As filed with the Securities and Exchange Commission on April 22, 2013
Registration Statement No. 333-139776

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 ON FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RIVERSOURCE LIFE INSURANCE COMPANY
(Exact name of registrant as specified in charter)

Minnesota	41-0823832
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
70100 Ameriprise Financial Center
Minneapolis, MN 55474
(800) 862-7919
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dixie Carroll
RiverSource Life Insurance Company
50605 Ameriprise Financial Center
Minneapolis, Minnesota 55474
(612) 678-4177

(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Approximate date of commencement of proposed sale to the public: as soon as practicable after the effective date of the Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

	Amount to	Proposed	Proposed maximum	Amount of
	be	maximum offering	aggregate offering	registration
Title of each class of securities to be registered	registered	price per unit	price*	fee**

Guarantee Period Account Interests offered in connection with the following variable annuity contracts:
RiverSource(R) AccessChoice Select Variable Annuity
RiverSource(R) Builder Select Variable Annuity
RiverSource(R) Endeavor Select Variable Annuity
RiverSource(R) FlexChoice Variable Annuity
RiverSource(R) FlexChoice Select Variable Annuity
RiverSource(R) Galaxy Premier Variable Annuity
RiverSource(R) Innovations Variable Annuity
RiverSource(R) Innovations Select Variable Annuity
RiverSource(R) Innovations Classic Variable Annuity
RiverSource(R) Innovations Classic Select Variable Annuity
RiverSource(R) New Solutions Variable Annuity
RiverSource(R) Pinnacle Variable Annuity
RiverSource(R) Signature Variable Annuity
RiverSource(R) Signature Select Variable Annuity
RiverSource(R) Signature One Variable Annuity
RiverSource(R) Signature One Select Variable Annuity
Evergreen Essential(SM) Variable Annuity
Evergreen New Solutions Variable Annuity
Evergreen New Solutions Select Variable Annuity
Evergreen Pathways(SM) Variable Annuity
Evergreen Pathways(SM) Select Variable Annuity
Evergreen Privilege(SM) Variable Annuity
Wells Fargo Advantage(R) Variable Annuity
Wells Fargo Advantage(R) Select Variable Annuity
Wells Fargo Advantage(R) Builder Variable Annuity
Wells Fargo Advantage Choice(SM) Variable Annuity
Wells Fargo Advantage Choice(SM) Select Variable Annuity
	—	—	$0	$0

*	The proposed aggregate offering price is estimated solely for determining the registration fee. The amount being registered and the proposed maximum offering price per unit are not applicable since these securities are not issued in predetermined amounts or units.

**	No new securities are being registered pursuant to this registration statement on Form S-3. In reliance on Rule 429 under the Securities Act of 1933, the difference between the $350,000,000 of securities registered on Securities Act Registration Statement No. 333-65080 (for which a registration fee of $87,500 was paid) and the dollar amount of securities sold thereunder is carried forward into this registration statement on Form S-3, and the prospectuses contained as part of this registration statement shall be deemed to be combined with the prospectus contained in the above-referenced registration statement, which has previously been filed.
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PART I.
INFORMATION REQUIRED IN PROSPECTUS

Prospectus

April 29, 2013

RiverSource®

New Solutions Variable Annuity

INDIVIDUAL FLEXIBLE PREMIUM DEFERRED COMBINATION FIXED/VARIABLE ANNUITY

Issued by:	RiverSource Life Insurance Company (RiverSource Life)

829 Ameriprise Financial Center
Minneapolis, MN 55474
Telephone: 1-800-333-3437
(Corporate Office)
RiverSource Variable Annuity Account/RiverSource MVA Account

New contracts are not currently being offered.

This prospectus contains information that you should know before investing. Prospectuses are also available for:

AllianceBernstein Variable Products Series Fund, Inc.
Columbia Funds Variable Series Trust II
Fidelity® Variable Insurance Products – Service Class
Franklin® Templeton® Variable Insurance Products Trust
  (FTVIPT) – Class 2
Invesco Variable Insurance Funds
MFS® Variable Insurance Trustsm
Putnam Variable Trust – Class IB Shares
Wells Fargo Variable Trust Funds

Please read the prospectuses carefully and keep them for future reference.

The contract provides for purchase payment credits which we may reverse up to the maximum withdrawal charge under certain circumstances. (See “Buying Your Contract — Purchase Payment Credits.”) Expense charges from contracts with purchase payment credits may be higher than charges for contracts without such credits. The amount of the credit may be more than offset by additional fees and charges associated with the credit.

The Securities and Exchange Commission (SEC) has not approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

An investment in this contract is not a deposit of a bank or financial institution and is not insured or guaranteed by the Federal Deposit Insurance Corporation (FDIC) or any other government agency. An investment in this contract involves investment risk including the possible loss of principal.

A Statement of Additional Information (SAI), dated the same date as this prospectus, is incorporated by reference into this prospectus. It is filed with the SEC and is available without charge by contacting RiverSource Life at the telephone number and address listed above. The table of contents of the SAI is on the last page of this prospectus. The SEC maintains an Internet site. This prospectus, the SAI and other information about the product are available on the EDGAR Database on the SEC’s Internet site at (http://www.sec.gov).

Variable annuities are insurance products that are complex investment vehicles. Before you invest, be sure to ask your investment professional about the variable annuity’s features, benefits, risks and fees, and whether the variable annuity is appropriate for you, based upon your financial situation and objectives.

The contract and/or certain optional benefits described in this prospectus may not be available in all jurisdictions. This prospectus constitutes an offering or solicitation only in those jurisdictions where such offering or solicitation may lawfully be made. State variations are covered in a special contract form used in that state. This prospectus provides a general description of the contract. Your actual contract and any riders or endorsements are the controlling documents.

RiverSource Life has not authorized any person to give any information or to make any representations regarding the contract other than those contained in this prospectus or the fund prospectuses. Do not rely on any such information or representations.

RiverSource Life offers several different annuities which your investment professional may or may not be authorized to offer to you. Each annuity has different features and benefits that may be appropriate for you based on your financial situation and needs, your age and how you intend to use the annuity. The different features and benefits may include the investment and fund manager options, variations in interest rate amount and guarantees, credits, withdrawal charge schedules and access to annuity account values. The fees and charges may also be different between each annuity.

RIVERSOURCE NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS 1

 2  RIVERSOURCE NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS

Key Terms

These terms can help you understand details about your contract.

Accumulation unit: A measure of the value of each subaccount before annuity payouts begin.

Annuitant: The person or persons on whose life or life expectancy the annuity payouts are based.

Annuity payouts: An amount paid at regular intervals under one of several plans.

Assumed investment rate: The rate of return we assume your investments will earn when we calculate your initial annuity payout amount using the annuity table in your contract. The standard assumed investment rate we use is 5% but you may request we substitute an assumed investment rate of 3.5%.

Beneficiary: The person you designate to receive benefits in case of the owner’s or annuitant’s death while the contract is in force.

Close of business: The time the New York Stock Exchange (NYSE) closes (4 p.m. Eastern time unless the NYSE closes earlier).

Code: The Internal Revenue Code of 1986, as amended.

Contract: A deferred annuity contract that permits you to accumulate money for retirement by making one or more purchase payments. It provides for lifetime or other forms of payouts beginning at a specified time in the future.

Contract value: The total value of your contract before we deduct any applicable charges.

Contract year: A period of 12 months, starting on the effective date of your contract and on each anniversary of the effective date.

Funds: Investment options under your contract. You may allocate your purchase payments into subaccounts investing in shares of the funds.

Good order: We cannot process your transaction request relating to the contract until we have received the request in good order at our corporate office. “Good order” means the actual receipt of the requested transaction in writing, along with all information, forms and supporting legal documentation necessary to effect the transaction. To be in “good order,” your instructions must be sufficiently clear so that we do not need to exercise any discretion to follow such instructions. This information and documentation generally includes your completed request; the contract number; the transaction amount (in dollars); the names of and allocations to and/or from the subaccounts and the fixed account affected by the requested transaction; the signatures of all contract owners, exactly as registered on the contract, if necessary; Social Security Number or Taxpayer Identification Number; and any other information, forms or supporting documentation that we may require. With respect to purchase requests, “good order” also generally includes receipt of sufficient payment by us to effect the purchase. We may, in our sole discretion, determine whether any particular transaction request is in good order, and we reserve the right to change or waive any good order requirements at any time.

Guarantee Period: The number of successive 12-month periods that a guaranteed interest rate is credited.

Guarantee Period Accounts (GPAs): A nonunitized separate account to which you may allocate purchase payments and purchase payment credits or transfer contract value of at least $1,000. These accounts have guaranteed interest rates for guarantee periods we declare when you allocate purchase payments and purchase payment credits or transfer contract value to a GPA. These guaranteed rates and periods of time may vary by state. Unless an exception applies, transfers or withdrawals from a GPA done more than 30 days before the end of the guarantee period will receive a market value adjustment, which may result in a gain or loss of principal.

Market Value Adjustment (MVA): A positive or negative adjustment assessed if any portion of a Guarantee Period Account is withdrawn or transferred more than 30 days before the end of its guarantee period.

One-year fixed account: An account to which you may make allocations. Amounts you allocate to this account earn interest at rates that we declare periodically.

Owner (you, your): The person or persons identified in the contract as owner(s) of the contract, who has or have the right to control the contract (to decide on investment allocations, transfers, payout options, etc.). Usually, but not always, the owner is also the annuitant. During the owner’s life, the owner is responsible for taxes, regardless of whether he or she receives the contract’s benefits. When the contract is owned by a revocable trust, the annuitant selected should be the grantor of the trust to assure compliance with Section 72(s) of the Code.

Purchase payment credits: An addition we make to your contract value. We base the amount of the credit on net payments (total payments less total withdrawals). We apply the credit to your contract based on your current payment.

RIVERSOURCE NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS 3

Qualified annuity: A contract that you purchase to fund one of the following tax-deferred retirement plans that is subject to applicable federal law and any rules of the plan itself:

•	Individual Retirement Annuities (IRAs) including inherited IRAs under Section 408(b) of the Code

•	Roth IRAs including inherited Roth IRAs under Section 408A of the Code

•	SIMPLE IRAs under Section 408(p) of the Code

•	Simplified Employee Pension (SEP) plans under Section 408(k) of the Code

•	Tax-Sheltered Annuity (TSA) rollovers under Section 403(b) of the Code

A qualified annuity will not provide any necessary or additional tax deferral if it is used to fund a retirement plan that is already tax-deferred.

All other contracts are considered nonqualified annuities.

Retirement date: The date when annuity payouts are scheduled to begin.

Rider effective date: The date a rider becomes effective as stated in the rider.

RiverSource Life: In this prospectus, “we,” “us,” “our” and “RiverSource Life” refer to RiverSource Life Insurance Company.

Valuation date: Any normal business day, Monday through Friday, on which the NYSE is open, up to the close of business. At the close of business, the next valuation date begins. We calculate the accumulation unit value of each subaccount on each valuation date. If we receive your purchase payment or any transaction request (such as a transfer or withdrawal request) in good order at our corporate office before the close of business, we will process your payment or transaction using the accumulation unit value we calculate on the valuation date we received your payment or transaction request. On the other hand, if we receive your purchase payment or transaction request in good order at our corporate office at or after the close of business, we will process your payment or transaction using the accumulation unit value we calculate on the next valuation date. If you make a transaction request by telephone (including by fax), you must have completed your transaction by the close of business in order for us to process it using the accumulation unit value we calculate on that valuation date. If you were not able to complete your transaction before the close of business for any reason, including telephone service interruptions or delays due to high call volume, we will process your transaction using the accumulation unit value we calculate on the next valuation date.

Variable account: Consists of separate subaccounts to which you may allocate purchase payments; each invests in shares of one fund. The value of your investment in each subaccount changes with the performance of the particular fund.

Withdrawal value: The amount you are entitled to receive if you make a full withdrawal from your contract. It is the contract value minus any applicable charges.

 4  RIVERSOURCE NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS

The Contract in Brief

Purpose: The purpose of the contract is to allow you to accumulate money for retirement. You do this by making one or more purchase payments. You may allocate your purchase payments to the GPAs, one-year fixed account and/or subaccounts under the contract. These accounts, in turn, may earn returns that increase the value of the contract. If the contract value goes to zero due to underlying fund’s performance or deduction of fees, the contract will no longer be in force and the contract (including any death benefit riders) will terminate. Beginning at a specified time in the future called the retirement date, the contract provides lifetime or other forms of payout of your contract value (less any applicable premium tax).

It may have not been advantageous for you to purchase this contract in exchange for, or in addition to, an existing annuity or life insurance policy. Generally, you can exchange one annuity for another or for a long-term care policy in a “tax-free” exchange under Section 1035 of the Code. You can also do a partial exchange from one annuity contract to another annuity contract, subject to Internal Revenue Service (“IRS”) rules. You also generally can exchange a life insurance policy for an annuity. However, before making an exchange, you should compare both contracts carefully because the features and benefits may be different. Fees and charges may be higher or lower on your old contract than on this contract. You may have to pay a withdrawal charge when you exchange out of your old contract and a new withdrawal charge period will begin when you exchange into this contract. If the exchange does not qualify for Section 1035 treatment, you also may have to pay federal income tax on the distribution. State income taxes may also apply. You should not exchange your old contract for this contract, or buy this contract in addition to your old contract, unless you determine it is in your best interest. (See “Taxes-1035 Exchanges”.)

Tax-deferred retirement plans: Most annuities have a tax-deferred feature. So do many retirement plans under the Code. As a result, when you use a qualified annuity to fund a retirement plan that is tax-deferred, your contract will not provide any necessary or additional tax deferral for that retirement plan. A qualified annuity has features other than tax deferral that may help you reach your retirement goals. In addition, the Code subjects retirement plans to required withdrawals triggered at a certain age. These mandatory withdrawals are called required minimum distributions (“RMDs”). RMDs may reduce the value of certain death benefits and optional riders (see “Taxes — Qualified Annuities — Required Minimum Distributions”). You should consult your tax advisor before you purchase the contract as a qualified annuity for an explanation of the tax implications to you.

Accounts: Generally, you may allocate your purchase payments among the:

•	subaccounts, each of which invests in a fund with a particular investment objective. The value of each subaccount varies with the performance of the particular fund in which it invests. We cannot guarantee that the value at the retirement date will equal or exceed the total purchase payments you allocate to the subaccounts. (See “The Variable Account and the Funds”).

•	GPAs which earn interest at rates declared when you make an allocation to that account. The required minimum investment in each GPA is $1,000. These accounts may not be available in all states. (See “The Guarantee Period Accounts (GPAs)”)

•	one-year fixed account, which earns interest at rates that we adjust periodically. There may be restrictions on the timing of transfers from this account. (See “The One-Year Fixed Account”)

Buying Your Contract: We no longer offer new contracts. However, you have the option of making additional purchase payments to your contract. Purchase payment amounts and purchase payment timing may vary by state and be limited under the terms of your contract. (See “Buying Your Contract”)

Transfers: Subject to certain restrictions, you currently may redistribute your contract value among the accounts without charge at any time until annuity payouts begin, and once per contract year among the subaccounts after annuity payouts begin. Transfers out of the GPAs done more than 30 days before the end of the guarantee period will be subject to a MVA, unless the transfer is an automated transfer from the two-year GPA as part of a dollar-cost averaging program or an interest sweep strategy. You may establish automated transfers among the accounts. GPAs and one-year fixed account transfers are subject to special restrictions. (See “Making the Most of Your Contract — Transferring Among Accounts”)

Withdrawals: You may withdraw all or part of your contract value at any time before the retirement date. You also may establish automated partial withdrawals. Withdrawals may be subject to charges and tax penalties (including a 10% IRS penalty that may apply if you make withdrawals prior to your reaching age 59 1/2) and may have other tax consequences. Certain other restrictions may apply. (See “Withdrawals”)

Optional benefits: This contract offers optional features that are available for additional charges if you meet certain criteria. (See “Optional Benefits”)

Benefits in case of death: If you or the annuitant die before annuity payouts begin, we will pay the beneficiary an amount at least equal to the contract value. (see “Benefits in Case of Death”)

RIVERSOURCE NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS 5

Annuity payouts: You can apply your contract value, after reflecting any adjustments, to an annuity payout plan that begins on the retirement date. You may choose from a variety of plans to make sure that payouts continue as long as you like. The payout schedule must meet IRS requirements. We can make payouts on a fixed or variable basis, or both. Total monthly payouts may include amounts from each subaccount and the one-year fixed account. During the annuity payout period, your choices for subaccounts may be limited. The GPAs are not available during the payout period. (See “The Annuity Payout Period”)

Taxes: Generally, income earned on your contract value grows tax-deferred until you make withdrawals or begin to receive payouts. (Under certain circumstances, IRS penalty taxes may apply.) The tax treatment of qualified and non-qualified annuities differs. Even if you direct payouts to someone else, you will be taxed on the income if you are the owner. (See “Taxes”).

 6  RIVERSOURCE NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS

Expense Summary

The following tables describe the fees and expenses that you will pay when buying, owning and making a withdrawal from the contract. The first table describes the fees and expenses that you paid at the time that you bought the contract and will pay when you make a withdrawal from the contract. State premium taxes also may be deducted.

CONTRACT OWNER TRANSACTION EXPENSES

Withdrawal charge

(Contingent deferred sales charge as a percentage of purchase payments withdrawn)

Years from purchase	Withdrawal charge
payment receipt	percentage

1	8%

2	8

3	7

4	7

5	6

6	5

7	3

Thereafter	0

Withdrawal charge under Annuity Payout Plan E — Payouts for a specified period: If you are receiving variable annuity payments under this annuity payout plan, you can choose to take a withdrawal. The amount that you can withdraw is the present value of any remaining variable payouts. The discount rate we use in the calculation will be 5.17% for the assumed investment return of 3.5% and 6.67% for the assumed investment return of 5.0%. The withdrawal charge equals the present value of the remaining payouts using the assumed investment return minus the present value of the remaining payouts using the discount rate. (See “Charges — Withdrawal Charge” and “The Annuity Payout Period — Annuity Payout Plans.”)

The next two tables describe the fees and expenses that you will pay periodically during the time that you own the contract, not including fund fees and expenses.

ANNUAL VARIABLE ACCOUNT EXPENSES
(As a percentage of average daily subaccount value.)

You can choose a death benefit guarantee and whether you want a qualified or nonqualified plan. The combination you choose determines the mortality and expense risk fees you pay. The table below shows the combinations available to you and their cost.

	Variable account	Total mortality	Total variable
	administrative charge	and expense risk fee	account expense

Qualified annuities:

Return of Purchase Payment (ROP) death benefit	0.15%	0.85%	1.00%

Maximum Anniversary Value (MAV) death benefit	0.15	0.95	1.10

Nonqualified annuities:

Return of Purchase Payment death benefit	0.15	1.10	1.25

Maximum Anniversary Value death benefit	0.15	1.20	1.35

RIVERSOURCE NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS 7

OTHER ANNUAL EXPENSES

Annual contract administrative charge	$40

(We will waive this charge when your contract value is $50,000 or more on the current contract anniversary.)

Guaranteed Minimum Income Benefit Rider (GMIB) fee	0.30%*

(As a percentage of the adjusted contract value charged annually on the contract anniversary.)

Performance Credit Rider (PCR) fee	0.15%*

(As a percentage of the contract value charged annually on the contract anniversary.)

Benefit Protector Death Benefit Rider (Benefit Protector) fee	0.25%*

(As a percentage of the contract value charged annually on the contract anniversary.)

Benefit Protector Plus Death Benefit Rider (Benefit Protector Plus) fee	0.40%*

(As a percentage of the contract value charged annually on the contract anniversary.)

*	This fee applies only if you elect this optional feature.

ANNUAL OPERATING EXPENSES OF THE FUNDS
The next two tables describe the operating expenses of the funds that you may pay periodically during the time that you own the contract. These operating expenses are for the fiscal year ended Dec. 31, 2012, unless otherwise noted. The first table shows the minimum and maximum total operating expenses charged by the funds. The second table shows the total operating expenses charged by each fund. More detail concerning each fund’s fees and expenses is contained in the prospectus for each fund.

Minimum and maximum total annual operating expenses for the funds

(Including management fee, distribution and/or service (12b-1) fees and other expenses)(1)

	Minimum	Maximum

Total expenses before fee waivers and/or expense reimbursements	0.45%	1.60%

(1)	Each fund deducts management fees and other expenses from fund assets. Fund assets include amounts you allocate to a particular fund. Funds may also charge 12b-1 fees that are used to finance any activity that is primarily intended to result in the sale of fund shares. Because 12b-1 fees are paid out of fund assets on an ongoing basis, you may pay more if you select subaccounts investing in funds that have adopted 12b-1 plans than if you select subaccounts investing in funds that have not adopted 12b-1 plans. The fund or the fund’s affiliates may pay us or our affiliates for promoting and supporting the offer, sale and servicing of fund shares. In addition, the fund’s distributor and/or investment adviser, transfer agent or their affiliates may pay us or our affiliates for various services we or our affiliates provide. The amount of these payments will vary by fund and may be significant. See “The Variable Account and the Funds” for additional information, including potential conflicts of interest these payments may create. For a more complete description of each fund’s fees and expenses and important disclosure regarding payments the fund and/or its affiliates make, please review the fund’s prospectus and SAI.

Total annual operating expenses for each fund*

(Before fee waivers and/or expense reimbursements, if applicable, as a percentage of average daily net assets)

				Acquired fund	Gross total
	Management	12b-1	Other	fees and	annual
Fund name**	fees	fees	expenses	expenses***	expenses

AllianceBernstein VPS Global Thematic Growth Portfolio (Class B)	0.75%	0.25%	0.24%	—%	1.24%

AllianceBernstein VPS Growth and Income Portfolio (Class B)	0.55	0.25	0.05	—	0.85

AllianceBernstein VPS Large Cap Growth Portfolio (Class B)	0.75	0.25	0.11	—	1.11

Columbia Variable Portfolio – Balanced Fund (Class 3)	0.64	0.13	0.15	—	0.92

Columbia Variable Portfolio – Cash Management Fund (Class 3)	0.33	0.13	0.14	—	0.60	(1)

Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3)**	0.66	0.13	0.14	0.01	0.94

Columbia Variable Portfolio – S&P 500 Index Fund (Class 3)	0.10	0.13	0.22	—	0.45

Columbia Variable Portfolio – Select Smaller-Cap Value Fund (Class 3)	0.79	0.13	0.22	—	1.14	(1)

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 3)**	0.36	0.13	0.14	—	0.63

Fidelity® VIP Contrafund® Portfolio Service Class	0.56	0.10	0.08	—	0.74

Fidelity® VIP High Income Portfolio Service Class	0.56	0.10	0.12	—	0.78

Fidelity® VIP Mid Cap Portfolio Service Class	0.56	0.10	0.09	—	0.75

FTVIPT Franklin Small-Mid Cap Growth Securities Fund – Class 2	0.51	0.25	0.29	—	1.05

FTVIPT Mutual Shares Securities Fund – Class 2	0.60	0.25	0.11	—	0.96

FTVIPT Templeton Developing Markets Securities Fund – Class 2	1.10	0.25	0.25	—	1.60

FTVIPT Templeton Foreign Securities Fund – Class 2	0.64	0.25	0.15	—	1.04

 8  RIVERSOURCE NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS

Total annual operating expenses for each fund* (continued)

(Before fee waivers and/or expense reimbursements, if applicable, as a percentage of average daily net assets)

				Acquired fund	Gross total
	Management	12b-1	Other	fees and	annual
Fund name**	fees	fees	expenses	expenses***	expenses

Invesco V.I. American Franchise Fund, Series I Shares**	0.68%	—%	0.30%	—%	0.98	%(2)

Invesco V.I. Core Equity Fund, Series I Shares	0.61	—	0.29	—	0.90

MFS® Investors Growth Stock Series – Service Class	0.75	0.25	0.08	—	1.08

MFS® New Discovery Series – Service Class	0.90	0.25	0.07	—	1.22

MFS® Total Return Series – Service Class	0.75	0.25	0.05	—	1.05	(3)

Putnam VT Growth and Income Fund – Class IB Shares	0.49	0.25	0.14	—	0.88

Putnam VT International Growth Fund – Class IB Shares	0.94	0.25	0.35	—	1.54	(4)

Putnam VT Multi-Cap Growth Fund – Class IB Shares	0.57	0.25	0.15	—	0.97

Wells Fargo Advantage VT International Equity Fund – Class 1	0.75	—	0.23	0.01	0.99	(5)

Wells Fargo Advantage VT Omega Growth Fund – Class 1	0.55	—	0.25	—	0.80	(5)

Wells Fargo Advantage VT Opportunity Fund – Class 1	0.65	—	0.20	0.01	0.86	(5)

Wells Fargo Advantage VT Small Cap Value Fund – Class 1	0.75	—	0.34	0.01	1.10	(5)

*	The Funds provided the information on their expenses and we have not independently verified the information.

**	The previous fund names can be found in “The Variable Account and the Funds” section of the prospectus.

***	Includes fees and expenses incurred indirectly by the Fund as a result of its investment in other investment companies (also referred to as acquired funds).

(1)	Columbia Management Investment Advisers, LLC and certain of its affiliates have contractually agreed to waive and/or to reimburse expenses (excluding certain fees and expenses, such as transaction costs and certain other investment related expenses, interest, taxes, acquired fund fees and expenses, and extraordinary expenses) until April 30, 2014, unless sooner terminated at the sole discretion of the Fund’s Board of Trustees. Under this agreement, the Fund’s net operating expenses, subject to applicable exclusions, will not exceed the annual rate of 0.575% for Columbia Variable Portfolio – Cash Management Fund (Class 3) and 1.055% for Columbia Variable Portfolio – Select Smaller-Cap Value Fund (Class 3).

(2)	The Adviser has contractually agreed, through at least June 30, 2014, to waive advisory fees and/or reimburse expenses of Series I shares to the extent necessary to limit total annual fund operating expenses after fee waivers and/or expense reimbursements (excluding interest, taxes, dividend expense on short sales, extraordinary or non-routine items, including litigation expenses and expenses that the Fund has incurred but did not actually pay because of an expense offset arrangement) of Series I shares to 0.90% of average daily net assets. Unless the Board of Trustees and Invesco Advisers, Inc. mutually agree to amend or continue the fee waiver agreement, it will terminate on June 30, 2014.

(3)	Massachusetts Financial Services Company has agreed in writing to reduce its management fee to 0.70% of the fund’s average daily net assets annually in excess of $1 billion and 0.65% of the fund’s average daily net assets annually in excess of $2.5 billion to $3 billion. This written agreement will remain in effect until modified by the fund’s Board of Trustees, but such agreement will continue until at least April 30, 2014. After fee waivers, net expenses would be 1.02%.

(4)	Putnam Management has a contractual obligation to limit certain fund expenses through April 30, 2014. This obligation may be modified or discontinued only with approval of the Board of Trustees. After expense reimbursements, net expenses would be 1.49%.

(5)	The Adviser has committed through April 30, 2014 to waive fees and/or reimburse expenses to the extent necessary to cap the Fund’s total annual fund operating expenses after fee waiver at 0.69% for Wells Fargo Advantage VT International Equity Fund – Class 1, 0.75% for Wells Fargo Advantage VT Omega Growth Fund – Class 1, 0.75% for Wells Fargo Advantage VT Opportunity Fund – Class 1 and 0.89% for Wells Fargo Advantage VT Small Cap Value Fund – Class 1. Brokerage commissions, stamp duty fees, interest, taxes, acquired fund fees and expenses and extraordinary expenses are excluded from the cap. After this time, the cap may be increased or the commitment to maintain the cap may be terminated only with the approval of the Board of Trustees.

RIVERSOURCE NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS 9

Examples
These examples are intended to help you compare the cost of investing in these contracts with the cost of investing in other variable annuity contracts. These costs include your transaction expenses, contract administrative charges(1), variable account annual expenses and fund fees and expenses.

These examples assume that you invest $10,000 in the contract for the time periods indicated. These examples also assume that your investment has a 5% return each year.

Maximum Expenses. These examples assume the most expensive combination of contract features and benefits and the maximum fees and expenses of any of the funds before fee waivers and/or expense reimbursements. They assume that you select the MAV death benefit and optional GMIB and Benefit Protector Plus. Although your actual costs may be lower, based on these assumptions your costs would be:

					If you do not withdraw your contract
	If you withdraw your contract				or if you select an annuity payout plan
	at the end of the applicable time period:				at the end of the applicable time period:
	1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years

Nonqualified Annuity	$1,214	$1,951	$2,701	$4,288	$414	$1,251	$2,101	$4,288

Qualified Annuity	1,188	1,877	2,581	4,065	388	1,177	1,981	4,065

Minimum Expenses. These examples assume the least expensive combination of contract features and benefits and the minimum fees and expenses of any of the funds before fee waivers and/or expense reimbursements. They assume that you select the ROP Death Benefit and do not select any optional benefits. Although your actual costs may be higher, based on these assumptions your costs would be:

					If you do not withdraw your contract
	If you withdraw your contract				or if you select an annuity payout plan
	at the end of the applicable time period:				at the end of the applicable time period:
	1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years

Nonqualified Annuity	$1,014	$1,358	$1,723	$2,387	$214	$658	$1,123	$2,387

Qualified Annuity	989	1,280	1,591	2,115	189	580	991	2,115

(1)	In these examples, the contract administrative charge is $40.

THE EXAMPLES ARE ILLUSTRATIVE ONLY. YOU SHOULD NOT CONSIDER THESE EXAMPLES AS A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES WILL BE HIGHER OR LOWER THAN THOSE SHOWN DEPENDING UPON WHICH OPTIONAL BENEFIT YOU ELECT OTHER THAN INDICATED IN THE EXAMPLES OR IF YOU ALLOCATE CONTRACT VALUE TO ANY OTHER AVAILABLE SUBACCOUNTS.

 10  RIVERSOURCE NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS

Condensed Financial Information

You can find unaudited condensed financial information for the subaccounts representing the lowest and highest total annual variable account expense combinations in Appendix B.

Financial Statements

You can find our audited financial statements and the audited financial statements of the divisions, which are comprised of subaccounts, in the SAI. The SAI does not include audited financial statements for divisions that are new (if any) and have no activity as of the financial statements date.

The Variable Account and the Funds

Variable Account. The variable account was established under Indiana law on July 15, 1987, and the subaccounts are registered together as a single unit investment trust under the Investment Company Act of 1940 (the 1940 Act). This registration does not involve any supervision of our management or investment practices and policies by the SEC. All obligations arising under the contracts are general obligations of RiverSource Life.

The variable account meets the definition of a separate account under federal securities laws. We credit or charge income, capital gains and capital losses of each subaccount only to that subaccount. State insurance law prohibits us from charging a subaccount with liabilities of any other subaccount or of our general business. The variable account includes other subaccounts that are available under contracts that are not described in this prospectus.

Although the IRS has issued some guidance on investor control, the U.S. Treasury and the IRS may continue to examine this aspect of variable contracts and provide additional guidance on investor control. At this time, we do not know what the additional guidance will be or when action will be taken. We reserve the right to modify the contract, as necessary, so that the owner will not be subject to current taxation as the owner of the subaccount assets.

We intend to comply with all federal tax laws so that the contract continues to qualify as an annuity for federal income tax purposes. We reserve the right to modify the contract as necessary to comply with any new tax laws.

The Funds. This contract currently offers subaccounts investing in shares of the funds listed in the table below.

•	Investment objectives: The investment managers and advisers cannot guarantee that the funds will meet their investment objectives. Please read the funds’ prospectuses for facts you should know before investing. These prospectuses are available by contacting us at the address or telephone number on the first page of this prospectus.

•	Fund name and management: A fund underlying your contract in which a subaccount invests may have a name, portfolio manager, objectives, strategies and characteristics that are the same or substantially similar to those of a publicly-traded retail mutual fund. Despite these similarities, an underlying fund is not the same as any publicly-traded retail mutual fund. Each underlying fund will have its own unique portfolio holdings, fees, operating expenses and operating results. The results of each underlying fund may differ significantly from any publicly-traded retail mutual fund.

•	Eligible purchasers: All funds are available to serve as the underlying investments for variable annuities and variable life insurance policies. The funds are not available to the public (see “Fund Name and Management” above). Some funds also are available to serve as investment options for tax-deferred retirement plans. It is possible that in the future for tax, regulatory or other reasons, it may be disadvantageous for variable annuity accounts and variable life insurance accounts and/or tax-deferred retirement plans to invest in the available funds simultaneously. Although we and the funds’ providers do not currently foresee any such disadvantages, the boards of directors or trustees of each fund will monitor events in order to identify any material conflicts between annuity owners, policy owners and tax-deferred retirement plans and to determine what action, if any, should be taken in response to a conflict. If a board were to conclude that it should establish separate fund providers for the variable annuity, variable life insurance and tax-deferred retirement plan accounts, you would not bear any expenses associated with establishing separate funds. Please refer to the funds’ prospectuses for risk disclosure regarding simultaneous investments by variable annuity, variable life insurance and tax-deferred retirement plan accounts. Each fund intends to comply with the diversification requirements under Section 817(h) of the Code.

•	Asset allocation programs may impact fund performance: Asset allocation programs in general may negatively impact the performance of an underlying fund. Even if you do not participate in an asset allocation program, a fund in which your subaccount invests may be impacted if it is included in an asset allocation program. Rebalancing or reallocation under the terms of the asset allocation program may cause a fund to lose money if it must sell large amounts of securities to meet a redemption request. These losses can be greater if the fund holds securities that are not as liquid as others, for example, various types of bonds, shares of smaller companies and securities of foreign issuers. A fund may also experience higher expenses because it must sell or buy securities more frequently than it otherwise might in the absence of asset allocation

RIVERSOURCE NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS 11

program rebalancing or reallocations. Because asset allocation programs include periodic rebalancing and may also include reallocation, these effects may occur under any asset allocation program we offer or under asset allocation programs used in conjunction with the contracts and plans of other eligible purchasers of the funds.

•	Funds available under the contract: We seek to provide a broad array of underlying funds taking into account the fees and charges imposed by each fund and the contract charges we impose. We select the underlying funds in which the subaccounts initially invest and when there is substitution (see “Substitution of Investments”). We also make all decisions regarding which funds to retain in a contract, which funds to add to a contract and which funds will no longer be offered in a contract. In making these decisions, we may consider various objective and subjective factors. Objective factors include, but are not limited to fund performance, fund expenses, classes of fund shares available, size of the fund and investment objectives and investing style of the fund. Subjective factors include, but are not limited to, investment sub-styles and process, management skill and history at other funds and portfolio concentration and sector weightings. We also consider the levels and types of revenue including, but not limited to, expense payments and non-cash compensation a fund, its distributor, investment adviser, subadviser, transfer agent or their affiliates pay us and our affiliates. This revenue includes, but is not limited to compensation for administrative services provided with respect to the fund and support of marketing and distribution expenses incurred with respect to the fund.

•	Revenue we receive from the funds may create potential conflicts of interest: We or our affiliates receive from each of the funds, or the funds’ affiliates, varying levels and types of revenue, including but not limited to expense payments and non-cash compensation. The amount of this revenue and how it is computed varies by fund, may be significant and may create potential conflicts of interest. The greatest amount and percentage of revenue we and our affiliates receive comes from assets allocated to subaccounts investing in the funds that are managed by our affiliates Columbia Management Investment Advisers, LLC (Columbia Management Investment Advisers) or Columbia Wanger Asset Management, LLC (Columbia Wanger Asset Management) (affiliated funds). Employee compensation and operating goals at all levels are tied to the success of Ameriprise Financial, Inc. and its affiliates, including us. Certain employees may receive higher compensation and other benefits based, in part, on contract values that are invested in the affiliated funds. We or our affiliates receive revenue which ranges up to 0.69% of the average daily net assets invested in the underlying funds through this and other contracts we and our affiliate issue. We or our affiliates may also receive revenue which ranges up to 0.04% of aggregate, net or anticipated sales of underlying funds through this and other contracts we and our affiliate issue. Please see the SAI for a table that ranks the underlying funds according to total dollar amounts they and their affiliates paid us or our affiliates in the prior calendar year.

Expense payments, non-cash compensation and other forms of revenue may influence recommendations your investment professional makes regarding whether you should invest in the contract and whether you should allocate purchase payments or contract value to a subaccount that invests in a particular fund (see “About the Service Providers”).

The revenue we or our affiliates receive from a fund or its affiliates is in addition to revenue we receive from the charges you pay when buying, owning and making a withdrawal from the contract (see “Expense Summary”). However, the revenue we or our affiliates receive from a fund or its affiliates may come, at least in part, from the fund’s fees and expenses you pay indirectly when you allocate contract value to the subaccount that invests in that fund.

•	Why revenues are paid to us: In accordance with applicable laws, regulations and the terms of the agreements under which such revenue is paid, we or our affiliates may receive these revenues including, but not limited to expense payments and non-cash compensation for various purposes:

•	Compensating, training and educating investment professionals who sell the contracts.

•	Granting access to our employees whose job it is to promote sales of the contracts by authorized selling firms and their investment professionals, and granting access to investment professionals of our affiliated selling firms.

•	Activities or services we or our affiliates provide that assist in the promotion and distribution of the contracts including promoting the funds available under the contracts to prospective and existing contract owners, authorized selling firms and investment professionals.

•	Providing sub-transfer agency and shareholder servicing to contract owners.

•	Promoting, including and/or retaining the fund’s investment portfolios as underlying investment options in the contracts.

•	Advertising, printing and mailing sales literature, and printing and distributing prospectuses and reports.

•	Furnishing personal services to contract owners, including education of contract owners, answering routine inquiries regarding a fund, maintaining accounts or providing such other services eligible for service fees as defined under the rules of the Financial Industry Regulatory Authority (FINRA).

•	Subaccounting, transaction processing, recordkeeping and administration.

 12  RIVERSOURCE NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS

•	Sources of revenue received from affiliated funds: The affiliated funds are managed by Columbia Management Investment Advisers or Columbia Wanger Asset Management. The sources of revenue we receive from these affiliated funds, or from affiliates of these funds, may include, but are not necessarily limited to, the following:

•	Assets of the fund’s adviser and transfer agent or an affiliate. The revenue resulting from these sources may be based either on a percentage of average daily net assets of the fund or on the actual cost of certain services we provide with respect to the fund. We may receive this revenue either in the form of a cash payment or it may be allocated to us.

•	Compensation paid out of 12b-1 fees that are deducted from fund assets and disclosed in the “12b-1 fees” column of the “Annual Operating Expenses of the Funds” table.

•	Sources of revenue received from unaffiliated funds: The unaffiliated funds are not managed by an affiliate of ours. The sources of revenue we receive from these unaffiliated funds, or the funds’ affiliates, may include, but are not necessarily limited to, the following:

•	Assets of the fund’s adviser, subadviser, transfer agent or an affiliate of these and assets of the fund’s distributor or an affiliate. The revenue resulting from these sources usually is based on a percentage of average daily net assets of the fund but there may be other types of payment arrangements.

•	Compensation paid out of 12b-1 fees that are deducted from fund assets and disclosed in the “12b-1 fees” column of the “Annual Operating Expenses of the Funds” table.

RIVERSOURCE NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS 13

You may allocate purchase payments and transfers to any or all of the subaccounts of the variable account that invest in shares of the following funds:

Investing In	Investment Objective and Policies	Investment Adviser
AllianceBernstein VPS Global Thematic Growth Portfolio (Class B)	Seeks long-term growth of capital.	AllianceBernstein L.P.

AllianceBernstein VPS Growth and Income Portfolio (Class B)	Seeks long-term growth of capital.	AllianceBernstein L.P.

AllianceBernstein VPS Large Cap Growth Portfolio (Class B)	Seeks long-term growth of capital.	AllianceBernstein L.P.

Columbia Variable Portfolio – Balanced Fund (Class 3)	Seeks maximum total investment return through a combination of capital growth and current income.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Cash Management Fund (Class 3)	Seeks maximum current income consistent with liquidity and stability of principal.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3) (previously Columbia Variable Portfolio – Dynamic Equity Fund (Class 3))	Seeks capital appreciation.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – S&P 500 Index Fund (Class 3)	Seeks long-term capital appreciation.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Select Smaller-Cap Value Fund (Class 3)	Seeks long-term capital growth.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 3) (previously Columbia Variable Portfolio – Short Duration U.S. Government Fund (Class 3))	Seeks high level of current income and safety of principal consistent with investment in U.S. government and government agency securities.	Columbia Management Investment Advisers, LLC

Fidelity® VIP Contrafund® Portfolio Service Class	Seeks long-term capital appreciation. Normally invests primarily in common stocks. Invests in securities of companies whose value FMR believes is not fully recognized by the public. Invests in either “growth” stocks or “value” stocks or both. The fund invests in domestic and foreign issuers.	Fidelity Management & Research Company (FMR) is the fund’s manager. FMR Co., Inc. (FMRC) and other investment advisers serve as sub-advisers for the fund.

 14  RIVERSOURCE NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS

Investing In	Investment Objective and Policies	Investment Adviser
Fidelity® VIP High Income Portfolio Service Class	Seeks a high level of current income, while also considering growth of capital. Normally invests primarily in income-producing debt securities, preferred stocks and convertible securities, with an emphasis on lower-quality debt securities. May invest in non-income producing securities, including defaulted securities and common stocks. Invests in companies in troubled or uncertain financial condition. The Fund invests in domestic and foreign issuers.	FMR is the fund’s manager. FMR Co., Inc. FMRC and other investment advisers serve as sub-advisers for the fund.

Fidelity® VIP Mid Cap Portfolio Service Class	Seeks long-term growth of capital. Normally invests primarily in common stocks. Normally invests at least 80% of assets in securities of companies with medium market capitalizations. May invest in companies with smaller or larger market capitalizations. Invests in domestic and foreign issuers. The Fund invests in either “growth” or “value” common stocks or both.	FMR is the fund’s manager. FMR Co., Inc. FMRC and other investment advisers serve as sub-advisers for the fund.

FTVIPT Franklin Small-Mid Cap Growth Securities Fund – Class 2	Seeks long-term capital growth. Under normal market conditions, the fund invests at least 80% of its net assets in investments of small capitalization and mid capitalization companies.	Franklin Advisers, Inc.

FTVIPT Mutual Shares Securities Fund – Class 2	Seeks capital appreciation, with income as a secondary goal. Under normal market conditions, the fund invests primarily in U.S. and foreign equity securities that the investment manager believes are undervalued.	Franklin Mutual Advisers, LLC

FTVIPT Templeton Developing Markets Securities Fund – Class 2	Seeks long-term capital appreciation. Under normal market conditions, the fund invests at least 80% of its net assets in emerging markets investments.	Templeton Asset Management Ltd.

FTVIPT Templeton Foreign Securities Fund – Class 2	Seeks long-term capital growth. Under normal market conditions, the fund invests at least 80% of its net assets in investments of issuers located outside the U.S., including those in emerging markets.	Templeton Investment Counsel, LLC

Invesco V.I. American Franchise Fund, Series I Shares (previously Invesco Van Kampen V.I. – American Franchise Fund, Series I Shares)	Seeks capital growth.	Invesco Advisers, Inc.

Invesco V.I. Core Equity Fund, Series I Shares	Seeks long-term growth of capital.	Invesco Advisers, Inc.

MFS® Investors Growth Stock Series – Service Class	Seeks capital appreciation.	MFS® Investment Management

MFS® New Discovery Series – Service Class	Seeks capital appreciation.	MFS® Investment Management

MFS® Total Return Series – Service Class	Seeks total return.	MFS® Investment Management

RIVERSOURCE NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS 15

Investing In	Investment Objective and Policies	Investment Adviser
Putnam VT Growth and Income Fund – Class IB Shares	Seeks capital growth and current income.	Putnam Investment Management, LLC, adviser; Putnam Advisory Company, LLC, sub-adviser; and Putnam Investments Limited

Putnam VT International Growth Fund – Class IB Shares	Seeks long-term capital appreciation.	Putnam Investment Management, LLC, adviser; Putnam Advisory Company, LLC, sub-adviser; and Putnam Investments Limited

Putnam VT Multi-Cap Growth Fund – Class IB Shares	Seeks long-term capital appreciation.	Putnam Investment Management, LLC

Wells Fargo Advantage VT International Equity Fund – Class 1	Seeks long-term capital appreciation.	Wells Fargo Funds Management, LLC, adviser; Wells Capital Management Inc., sub-adviser.

Wells Fargo Advantage VT Omega Growth Fund – Class 1	Seeks long-term capital appreciation.	Wells Fargo Funds Management, LLC, adviser; Wells Capital Management Inc., sub-adviser.

Wells Fargo Advantage VT Opportunity Fund – Class 1	Seeks long-term capital appreciation.	Wells Fargo Funds Management, LLC, adviser; Wells Capital Management Inc., sub-adviser.

Wells Fargo Advantage VT Small Cap Value Fund – Class 1	Seeks long-term capital appreciation.	Wells Fargo Funds Management, LLC, adviser; Wells Capital Management Inc., sub-adviser.

The Guarantee Period Accounts (GPAs)

The GPAs may not be available in some states.

You may allocate purchase payments and purchase payment credits to one or more of the GPAs with guarantee periods ranging from two to ten years. The minimum required investment in each GPA is $1,000. These accounts are not offered after annuity payouts begin.

Each GPA pays an interest rate that is declared when you make an allocation to that account. That interest rate is then fixed for the guarantee period that you chose. We will periodically change the declared interest rate for any future allocations to these accounts, but we will not change the rate paid on money currently in a GPA.

The interest rates that we will declare as guaranteed rates in the future are determined by us at our discretion (“future rates”). We will determine these future rates based on various factors including, but not limited to, the interest rate environment, returns we earn on investments in the nonunitized separate account we have established for the GPAs, the rates currently in effect for new and existing RiverSource Life annuities, product design, competition and RiverSource Life’s revenues and other expenses. We cannot predict nor can we guarantee what future rates will be.

You may transfer or withdraw contract value out of the GPAs within 30 days before the end of the guarantee period without receiving a MVA (see “Market Value Adjustment (MVA)” below.) During this 30 day window you may choose to start a new guarantee period of the same length, transfer the contract value to another GPA, transfer the contract value to any of the subaccounts, or withdraw the contract value from the contract (subject to applicable withdrawal provisions). If we do not receive any instructions at the end of your guarantee period our current practice is to automatically transfer the contract value into the one-year fixed account.

We hold amounts you allocate to the GPAs in a “nonunitized” separate account. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the GPAs. State insurance law prohibits us from charging this separate account with liabilities of any other separate account or of our general business. We own the assets of this separate account as well as any favorable investment performance of those assets. You do not participate in the performance of the assets held in this separate account. We guarantee all benefits relating to your value in the GPAs. This

 16  RIVERSOURCE NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS

guarantee is based on the continued claims-paying ability of the company’s general account. You should be aware that our general account is exposed to the risks normally associated with a portfolio of fixed-income securities, including interest rate, option, liquidity and credit risk. You should also be aware that we issue other types of insurance and financial products as well, and we also pay our obligations under these products from assets in our general account. Our general account is not segregated or insulated from the claims of our creditors. The financial statements contained in the SAI include a further discussion of the risks inherent within the investments of the general account.

We intend to construct and manage the investment portfolio relating to the separate account in such a way as to minimize the impact of fluctuations by interest rates. We seek to achieve this by constructing a portfolio of assets with a price sensitivity to interest rate changes (i.e., price duration) that is similar to the price duration of the corresponding portfolio of liabilities.

We must invest this portfolio of assets in accordance with requirements established by applicable state laws regarding the nature and quality of investments that life insurance companies may make and the percentage of their assets that they may commit to any particular type of investment. Our investment strategy will incorporate the use of a variety of debt instruments having price durations tending to match the applicable guarantee periods. These instruments include, but are not necessarily limited to, the following:

•	Securities issued by the U.S. government or its agencies or instrumentalities, which issues may or may not be guaranteed by the U.S. government;

•	Debt securities that have an investment grade, at the time of purchase, within the four highest grades assigned by any of three nationally recognized rating agencies — Standard & Poor’s, Moody’s Investors Service or Fitch (formerly Duff & Phelps) — or are rated in the two highest grades by the National Association of Insurance Commissioners;

•	Other debt instruments which are unrated or rated below investment grade, limited to 10% of assets at the time of purchase; and

•	Real estate mortgages, limited to 45% of portfolio assets at the time of acquisition.

In addition, options and futures contracts on fixed income securities will be used from time to time to achieve and maintain appropriate investment and liquidity characteristics on the overall asset portfolio.

While this information generally describes our investment strategy, we are not obligated to follow any particular strategy except as may be required by federal law and Indiana and other state insurance laws.

MARKET VALUE ADJUSTMENT (MVA)
We guarantee the contract value allocated to your GPA, including the interest credited, if you do not make any transfers or withdrawals from that GPA prior to 30 days before the end of the Guarantee Period. However, we will apply an MVA if a transfer or withdrawal occurs prior to this time, unless the transfer is an automated transfer from the two-year GPA as part of a dollar-cost averaging program or an Interest Sweep strategy. The MVA also affects amounts withdrawn from a GPA prior to 30 days before the end of the Guarantee Period that are used to purchase payouts under an annuity payout plan. We will refer to all of these transactions as “early withdrawals” in the discussion below.

When you request an early withdrawal, we adjust the early withdrawal amount by an MVA formula. The early withdrawal amount reflects the relationship between the guaranteed interest rate you are earning in your current GPA and the interest rate we are crediting on new GPAs that end at the same time as your current GPA.

The MVA is sensitive to changes in current interest rates. The magnitude of any applicable MVA will depend on our current schedule of guaranteed interest rates at the time of the withdrawal, the time remaining in your Guarantee Period and your guaranteed interest rate. The MVA is negative, zero or positive depending on how the guaranteed interest rate on your GPA compares to the interest rate of a new GPA for the same number of years as the Guarantee Period remaining on your GPA. This is summarized in the following table.

If your GPA rate is:	The MVA is:

Less than the new GPA rate + 0.10%	Negative

Equal to the new GPA rate + 0.10%	Zero

Greater than the new GPA rate + 0.10%	Positive

General Examples
As the examples below demonstrate, the application of an MVA may result in either a gain or loss of principal. We refer to all of the transactions described below as “early withdrawals.”

Assume:

•	You purchase a contract and allocate part of your purchase payment to the ten-year GPA.

•	We guarantee an interest rate of 3.0% annually for your ten-year Guarantee Period.

RIVERSOURCE NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS 17

•	After three years, you decide to make a withdrawal from your GPA. In other words, there are seven years left in your Guarantee Period.

Remember that the MVA depends partly on the interest rate of a new GPA for the same number of years as the Guarantee Period remaining on your GPA. In this case, that is seven years.

Example 1: Remember that your GPA is earning 3.0%. Assume at the time of your withdrawal new GPAs that we offer with a seven-year Guarantee Period are earning 3.5%. We add 0.10% to the 3.5% rate to get 3.6%. Your GPA’s 3.0% rate is less than the 3.6% rate so the MVA will be negative.

Example 2: Remember again that your GPA is earning 3.0%, and assume that new GPAs that we offer with a seven-year Guarantee Period are earning 2.5%. We add 0.10% to the 2.5% rate to get 2.6%. In this example, since your GPA’s 3.0% rate is greater than the 2.6% rate, the MVA will be positive. To determine that adjustment precisely, you will have to use the formula described below.

Sample MVA Calculations
The precise MVA formula we apply is as follows:

Early withdrawal amount ×	[(	1 + i 1 + j + .001)	n/12	− 1 ]	= MVA

Where i	= rate earned in the GPA from which amounts are being transferred or withdrawn.

j	= current rate for a new Guaranteed Period equal to the remaining term in the current Guarantee Period.

n	= number of months remaining in the current Guarantee Period (rounded up).

Examples
Using assumptions similar to those we used in the examples above:

•	You purchase a contract and allocate part of your purchase payment to the ten-year GPA.

•	We guarantee an interest rate of 3.0% annually for your ten-year Guarantee Period.

•	After three years, you decide to make a $1,000 withdrawal from your GPA. In other words, there are seven years left in your Guarantee Period.

Example 1: You request an early withdrawal of $1,000 from your ten-year GPA earning a guaranteed interest rate of 3.0%. Assume at the time of your withdrawal new GPAs that we offer with a seven-year Guarantee Period are earning 3.5%. Using the formula above, we determine the MVA as follows:

$1,000 ×	[(	1.030 1 + .035 + .001)	84/12	− 1]	= −$39.84

In this example, the MVA is a negative $39.84.

Example 2: You request an early withdrawal of $1,000 from your ten-year GPA earning a guaranteed interest rate of 3.0%. Assume at the time of your withdrawal new GPAs that we offer with a seven-year Guarantee Period are earning 2.5%. Using the formula above, we determine the MVA as follows:

$1,000 ×	[(	1.030 1 + .025 + .001)	84/12	− 1]	= $27.61

In this example, the MVA is a positive $27.61.

Please note that when you allocate your purchase payment to the ten-year GPA and your purchase payment is in its fourth year from receipt at the beginning of the Guarantee Period, your withdrawal charge percentage is 7%. (See “Charges — Withdrawal Charge.”) We do not apply MVAs to the amounts we deduct for withdrawal charges, so we would deduct the withdrawal charge from your early withdrawal after we applied the MVA. Also note that when you request an early withdrawal, we withdraw an amount from your GPA that will give you the net amount you requested after we apply the MVA and any applicable withdrawal charge, unless you request otherwise.

The current interest rate we offer on the GPA will change periodically at our discretion. It is the rate we are then paying on purchase payments, renewals and transfers paid under this class of contracts for Guarantee Period durations equaling the remaining Guarantee Period of the GPA to which the formula is being applied.

We will not apply MVAs to amounts withdrawn for annual contract charges, to amounts we pay as death claims or to automatic transfers from the two-year GPA as part of a dollar-cost averaging program or an Interest Sweep strategy. In some states, the MVA is limited.

 18  RIVERSOURCE NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS

The One-Year Fixed Account

You may allocate purchase payments or transfer accumulated value to the one-year fixed account. Some states may restrict the amount you can allocate to this account. We back the principal and interest guarantees relating to the one-year fixed account. These guarantees are based on the continued claims-paying ability of the company’s general account. You should be aware that our general account is exposed to the risks normally associated with a portfolio of fixed-income securities, including interest rate, option, liquidity and credit risk. The financial statements contained in the SAI include a further discussion of the risks inherent within the investments of the general account. The value of the one-year fixed account increases as we credit interest to the account. Purchase payments and transfers to the one-year fixed account become part of our general account. We credit and compound interest daily based on a 365-day year (366 in a leap year) so as to produce the annual effective rate which we declare. The interest rate we apply to each purchase payment or transfer to the one-year fixed account is guaranteed for one year. Thereafter we will change the rates from time-to-time at our discretion. These rates will be based on various factors including, but not limited to, the interest rate environment, returns earned on investments backing these annuities, the rates currently in effect for new and existing RiverSource Life annuities, product design, competition, and RiverSource Life’s revenues and expenses.

The one-year fixed account is not required to be registered with the SEC. The SEC staff does not review the disclosures in this prospectus on the one-year fixed account, however, disclosures regarding the one-year fixed account may be subject to certain generally applicable provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

Buying Your Contract

New contracts are not currently being offered.

We are required by law to obtain personal information from you which we will use to verify your identity. If you do not provide this information we reserve the right to refuse to issue your contract or take other steps we deem reasonable

As the owner, you have all rights and may receive all benefits under the contract. You can own a nonqualified annuity in joint tenancy with rights of survivorship only in spousal situations. You cannot own a qualified annuity in joint tenancy. You can become an owner if you are 85 or younger. (The age limit may be younger for qualified annuities in some states.)

When you applied, you selected (if available in your state):

•	the one-year fixed account, GPAs and/or subaccounts in which you wanted to invest(1);

•	how you wanted to make purchase payments;

•	the optional Maximum Anniversary Value Death Benefit Rider(2);

•	the optional Guaranteed Minimum Income Benefit Rider(3);

•	the optional Performance Credit Rider(3);

•	the optional Benefit Protector Death Benefit Rider(4);

•	the optional Benefit Protector Plus Death Benefit Rider(4); and

•	a beneficiary.

(1)	GPAs may not be available in some states.
(2)	Available if both you and the annuitant are 79 or younger at contract issue. May not be available in all states.
(3)	You may select either the GMIB or the PCR, but not both. Riders may not be available in all states. The GMIB is available if the annuitant is 75 or younger at contact issue. If you select the GMIB you must select the MAV rider.
(4)	Available if you and the annuitant are 75 or younger at contract issue. These riders may not be available in all states.

The contract provides for allocation of purchase payments to the subaccounts of the variable account to the GPAs and/or to the one-year fixed account in even 1% increments subject to the $1,000 minimum for the GPAs.

We applied your initial purchase payment to the GPAs, one-year fixed account and subaccounts you selected within two business days after we received it at our corporate office. We will credit additional purchase payments you make to your accounts on the valuation date we receive them. If we receive an additional purchase payment at our corporate office before the close of business, we will credit any portion of that payment allocated to the subaccounts using the accumulation unit value we calculate on the valuation date we received the payment. If we receive an additional purchase payment at our administrative office at or after the close of business, we will credit any portion of that payment allocated to the subaccounts using the accumulation unit value we calculate on the next valuation date after we received the payment.

RIVERSOURCE NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS 19

You may make monthly payments to your contract under a Systematic Investment Plan (SIP). To begin the SIP, you will complete and send a form and your first SIP payment along with your application. There is no charge for SIP. You can stop your SIP payments at any time.

In most states, you may make additional purchase payments to nonqualified and qualified annuities until the retirement date.

THE RETIREMENT DATE
Annuity payouts begin on the retirement date. When we processed your application, we established the retirement date to be the maximum age (or contract anniversary if applicable) for nonqualified annuities and Roth IRAs and for qualified annuities the date specified below. You can also select a date within the maximum limits. Your selected date can align with your actual retirement from a job, or it can be a different future date, depending on your needs and goals and on certain restrictions. You also can change the retirement date, provided you send us written instructions at least 30 days before annuity payouts begin.

For nonqualified annuities and Roth IRAs, the retirement date must be:

•	no earlier than the 30th day after the contract’s effective date; and

•	no later than the annuitant’s 85th birthday or the tenth contract anniversary, if purchased after age 75, or such other date as agreed upon by us.

For qualified annuities except Roth IRAs, to comply with IRS regulations, the retirement date generally must be:

•	for IRAs by April 1 of the year following the calendar year when the annuitant reaches age 70 1/2; or

•	for all other qualified annuities, by April 1 of the year following the calendar year when the annuitant reaches age 70 1/2 or, if later, retires (except that 5% business owners may not select a retirement date that is later than April 1 of the year following the calendar year when they reach age 70 1/2).

If you satisfy your required minimum distributions in the form of partial withdrawals from this contract, annuity payouts can start as late as the annuitant’s 85th birthday or the tenth contract anniversary, if later, or a date that has been otherwise agreed to by us.

Contract owners of IRAs and TSAs may also be able to satisfy required minimum distributions using other IRAs or TSAs, and in that case, may delay the annuity payout start date for this contract.

BENEFICIARY
We will pay to your named beneficiary the death benefit if it becomes payable before the retirement date while the contract is in force and before annuity payouts begin. If there is more than one beneficiary, we will pay each beneficiary’s designated share when we receive their completed claim. A beneficiary will bear the investment risk of the variable account until we receive the beneficiary’s completed claim. If there is no named beneficiary, the default provisions of your contract will apply. (See “Benefits in Case of Death” for more about beneficiaries.)

PURCHASE PAYMENTS
Purchase payment amounts and purchase payment timing may vary by state and be limited under the terms of your contract.

Minimum purchase payments
  If paying by SIP:

     $50 for additional payments.

  If paying by any other method:

     $100 for additional payments.

Maximum total allowable purchase payments*
     $1,000,000

*	This limit applies in total to all RiverSource Life annuities you own. We reserve the right to waive or increase the maximum limit. For qualified annuities, the tax-deferred retirement plan’s or the Code’s limits on annual contributions also apply.

HOW TO MAKE PURCHASE PAYMENTS

 1 By letter

Send your check along with your name and contract number to:

RiverSource Life Insurance Company
829 Ameriprise Financial Center
Minneapolis, MN 55474

 20  RIVERSOURCE NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS

 2 By SIP

Contact your investment professional to complete the necessary SIP paperwork.

PURCHASE PAYMENT CREDITS
You will generally receive a purchase payment credit with any payment you make to your contract that brings your total net payment (total payments less total withdrawals) to $100,000 or more.

We apply a credit to your contract of 1% of your current payment. If you make any additional payments that cause the contract to be eligible for the credit, we will add credits to your prior purchase payments (less total withdrawals). We apply this credit immediately. We allocate the credit to the GPAs, one-year fixed account and subaccounts in the same proportions as your purchase payment.

We fund the credit from our general account. We do not consider credits to be “investments” for income tax purposes. (See “Taxes.”)

We will reverse credits from the contract value for any purchase payment that is not honored (if, for example, your purchase payment check is returned for insufficient funds).

To the extent a death benefit or withdrawal payment includes purchase payment credits applied within twelve months preceding: (1) the date of death that results in a lump sum death benefit under this contract; or (2) a request for withdrawal charge waiver due to “Contingent events” (see “Charges — Contingent events”), we will assess a charge, similar to a withdrawal charge, equal to the amount of the purchase payment credits. The amount we pay to you under these circumstances will always equal or exceed your withdrawal value.

Because of higher charges, there may be circumstances where you may be worse off for having received the credit than in other contracts. All things being equal (such as guarantee availability or fund performance and availability), this may occur if you hold your contract for 15 years or more. This also may occur if you make a full withdrawal in the first seven years. You should consider these higher charges and other relevant factors before you buy this contract or before you exchange a contract you currently own for this contract.

This credit is made available because of lower distribution and other expenses associated with larger sized contracts and through revenue from higher withdrawal charges and contract administrative charges than would otherwise be charged. In general, we do not profit from the higher charges assessed to cover the cost of the purchase payment credit. We use all the revenue from these higher charges to pay for the cost of the credits. However, we could profit from the higher charges if market appreciation is higher than expected or if contract owners hold their contracts for longer than expected.

LIMITATIONS ON USE OF CONTRACT
If mandated by applicable law, including, but not limited to, federal anti-money laundering laws, we may be required to reject a purchase payment. We may also be required to block an owner’s access to contract values or to satisfy other statutory obligations. Under these circumstances, we may refuse to implement requests for transfers, withdrawals or death benefits until instructions are received from the appropriate governmental authority or a court of competent jurisdiction.

Charges

ALL CONTRACTS

CONTRACT ADMINISTRATIVE CHARGE
We charge this fee for establishing and maintaining your records. We deduct $40 from the contract value on your contract anniversary or, if earlier, when the contract is fully withdrawn. Some states limit the amount of any contract charge to the one-year fixed account. We prorate this charge among the subaccounts, the GPAs and the one-year fixed account in the same proportion your interest in each account bears to your total contract value.

We will waive this charge when your contract value is $50,000 or more on the current contract anniversary.

If you take a full withdrawal from your contract, we will deduct the charge at the time of withdrawal regardless of the contract value. We cannot increase the annual contract administrative charge and it does not apply after annuity payouts begin or when we pay death benefits.

VARIABLE ACCOUNT ADMINISTRATIVE CHARGE
We apply this charge daily to the subaccounts. It is reflected in the unit values of your subaccounts and it totals 0.15% of their average daily net assets on an annual basis. It covers certain administrative and operating expenses of the subaccounts such as

RIVERSOURCE NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS 21

accounting, legal and data processing fees and expenses involved in the preparation and distribution of reports and prospectuses. We cannot increase the variable account administrative charge.

MORTALITY AND EXPENSE RISK FEE
We charge these fees daily to the subaccounts. The unit values of your subaccounts reflect these fees. These fees cover the mortality and expense risk that we assume. These fees do not apply to the GPAs or the one-year fixed account. We cannot increase these fees.

These fees are base on whether the contract is a qualified annuity or a nonqualified annuity and the death benefit that applies to your contract.

	Qualified annuities	Nonqualified annuities

Return of Purchase Payment death benefit	0.85%	1.10%

Maximum Anniversary Value death benefit	0.95	1.20

Mortality risk arises because of our guarantee to pay a death benefit and our guarantee to make annuity payouts according to the terms of the contract, no matter how long a specific owner or annuitant lives and no matter how long our entire group of owners or annuitants live. If, as a group, owners or annuitants outlive the life expectancy we assumed in our actuarial tables, then we must take money from our general assets to meet our obligations. If, as a group, owners or annuitants do not live as long as expected, we could profit from the mortality risk fee. We deduct the mortality risk fee from the subaccounts during the annuity payout period even if the annuity payout plan does not involve a life contingency.

Expense risk arises because we cannot increase the contract administrative charge or the variable account administrative charge and these charges may not cover our expenses. We would have to make up any deficit from our general assets. We could profit from the expense risk fee if future expenses are less than expected.

The subaccounts pay us the mortality and expense risk fee they accrued as follows:

•	first, to the extent possible, the subaccounts pay this fee from any dividends distributed from the funds in which they invest;

•	then, if necessary, the funds redeem shares to cover any remaining fees payable.

We may use any profits we realize from the subaccounts’ payment to us of the mortality and expense risk fee for any proper corporate purpose, including, among others, payment of distribution (selling) expenses. We do not expect that the withdrawal charge will cover sales and distribution expenses.

WITHDRAWAL CHARGE
If you withdraw all or part of your contract value, a withdrawal charge applies if all or part of the withdrawal amount is from any purchase payment we received less than eight years before the date of withdrawal. In addition, amounts withdrawn from a GPA more than 30 days before the end of the applicable Guarantee Period will be subject to a MVA. (See “The Fixed Accounts — Market Value Adjustments (MVA).”)

Each time you make a purchase payment under the contract, a withdrawal charge attaches to that purchase payment. The withdrawal charge percentage for each purchase payment declines according to a schedule shown in the contract. For example, during the first two years after a purchase payment is made, the withdrawal charge percentage attached to that payment is 8%. The withdrawal charge percentage for that payment during the seventh year after it is made is 3%. At the beginning of the eighth year after that purchase payment is made, and thereafter, there is no withdrawal charge as to that payment.

You may withdraw an amount during any contract year without incurring a withdrawal charge. We call this amount the Total Free Amount (“TFA”). The TFA is the amount of your contract value that you may withdraw without incurring a withdrawal charge. Amounts withdrawn in excess of the Total Free Amount may be subject to a withdrawal charge as described below. The Total Free Amount is defined as the maximum of (a) and (b) where:

(a) is 10% of your prior anniversary’s contract value, and

(b) is current contract earnings.

NOTE: We determine current contract earnings (CE) by looking at the entire contract value (CV), not the earnings of any particular subaccount, GPA or the one-year fixed account. If the contract value is less than purchase payments received and not previously withdrawn (PPNPW) then contract earnings are zero. We consider your initial purchase payment and purchase payment credit to be the prior anniversary’s contract value during the first contract year.

For purposes of calculating any withdrawal charge, we treat amounts withdrawn from your contract value in the following order:

1.	First, in each contract year, we withdraw amounts totaling up to 10% of your prior anniversary’s contract value. We do not assess a withdrawal charge on this amount.

 22  RIVERSOURCE NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS

2.	Next, we withdraw contract earnings, if any, that are greater than the amount described in number one above. We do not assess a withdrawal charge on contract earnings.

3.	Next we withdraw purchase payments received prior to the withdrawal charge period shown in your contract. We do not assess a withdrawal charge on these purchase payments.

4.	Finally, if necessary, we withdraw purchase payments received that are still within the withdrawal charge period you selected and shown in your contract. We withdraw these payments on a “first-in, first-out” (FIFO) basis. We do assess a withdrawal charge on these payments.

NOTE: After withdrawing earnings in numbers one and two above, we next withdraw enough additional contract value (ACV) to meet your requested withdrawal amount. If the amount described in number one above was greater than contract earnings prior to the withdrawal, the excess (XSF) will be excluded from the purchase payments being withdrawn that were received most recently when calculating the withdrawal charge. We determine the amount of purchase payments being withdrawn (PPW) in numbers three and four above as:

PPW	=	XSF	+	(ACV – XSF) (CV – TFA)	×	(PPNPW – XSF)

If the additional contract value withdrawn is less than XSF, then PPW will equal ACV.

We determine your withdrawal charge by multiplying each of your payments withdrawn by the applicable withdrawal charge percentage, and then adding the total withdrawal charges.

The withdrawal charge percentage depends on the number of years since you made the payments that are withdrawn:

Years from purchase	Withdrawal charge
payment receipt	payment receipt

1	8%

2	8

3	7

4	7

5	6

6	5

7	3

Thereafter	0

For a partial withdrawal that is subject to a withdrawal charge, the amount we actually deduct from your contract value will be the amount you request plus any applicable withdrawal charge. The withdrawal charge percentage is applied to this total amount. We pay you the amount you requested.

The amount of purchase payments withdrawn is calculated using a prorated formula based on the percentage of contract value being withdrawn. As a result, the amount of purchase payments withdrawn may be greater than the amount of contract value withdrawn.

Withdrawal charge under Annuity Payout Plan E — Payouts for a specified period: If you are receiving variable annuity payments under this annuity payout plan, you can choose to take a withdrawal. The amount that you can withdraw is the present value of any remaining variable payouts. The discount rate we use in the calculation will be 5.17% for the assumed investment return of 3.5% and 6.67% for the assumed investment return of 5.0%. The withdrawal charge equals the present value of the remaining payouts using the assumed investment return minus the present value of the remaining payouts using the discount rate. (See “Charges — Withdrawal Charge” and “The Annuity Payout Period — Annuity Payout Plans.”)

Withdrawal charge calculation example
The following is an example of the calculation we would make to determine the withdrawal charge on a contract with this history:

•	We receive these payments

– $10,000 initial;

– $8,000 on the seventh contract anniversary;

– $6,000 on the eighth contract anniversary; and

RIVERSOURCE NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS 23

•	You withdraw the contract for its total withdrawal value of $38,101 during the eleventh contract year and make no other withdrawals during that contract year; and

•	The prior anniversary contract value is $38,488.

Withdrawal
Charge	Explanation

$0	$3,848.80 is 10% of the prior anniversary’s contract value withdrawn without withdrawal charge; and
0	$10,252.20 is contract earnings in excess of the 10% TFA withdrawal amount withdrawn without withdrawal charge; and
0	$10,000 initial purchase payment was received eight or more years before withdrawal and is withdrawn without withdrawal charge; and
560	$8,000 purchase payment is in its fourth year from receipt, withdrawn with a 7% withdrawal charge; and
420	$6,000 purchase payment is in its third year from receipt withdrawn with a 7% withdrawal charge.

$980

Waiver of withdrawal charges
We do not assess withdrawal charges for:

•	withdrawals of any contract earnings;

•	withdrawals of amounts totaling up to 10% of your prior contract anniversary’s contract value to the extent it exceeds contract earnings;

•	required minimum distributions from a qualified annuity to the extent that they exceed the free amount. The amount on which withdrawal charges are waived can be no greater than the RMD amount calculated under your specific contract currently in force;

•	contracts settled using an annuity payout plan;

•	withdrawals made as a result of one of the “Contingent events”* described below to the extent permitted by state law (see your contract for additional conditions and restrictions); and

•	death benefits.*

*	However, we will reverse certain purchase payment credits. (See “Buying Your Contract — Purchase Payment Credits.”)

Contingent events

•	Withdrawals you make if you or the annuitant are confined to a hospital or nursing home and have been for the prior 60 days. Your contract will include this provision when you and the annuitant are under age 76 at contract issue. You must provide proof satisfactory to us of the confinement as of the date you request the withdrawal.

•	To the extent permitted by state law, withdrawals you make if you or the annuitant are diagnosed in the second or later contract years as disabled with a medical condition that with reasonable medical certainty will result in death within 12 months or less from the date of the licensed physician’s statement. You must provide us with a licensed physician’s statement containing the terminal illness diagnosis and the date the terminal illness was initially diagnosed.

Possible group reductions: In some cases we may incur lower sales and administrative expenses due to the size of the group, the average contribution and the use of group enrollment procedures. In such cases, we may be able to reduce or eliminate the contract administrative and withdrawal charges. However, we expect this to occur infrequently.

FUND FEES AND EXPENSES
There are deductions from and expenses paid out of the assets of the funds that are described in the prospectuses for those funds. (See “Annual Operating Expenses of the Funds.”)

PREMIUM TAXES
Certain state and local governments impose premium taxes on us (up to 3.5%). These taxes depend upon your state of residence or the state in which the contract was issued. Currently, we deduct any applicable premium tax when annuity payouts begin, but we reserve the right to deduct this tax at other times such as when you make purchase payments or when you make a full withdrawal from your contract.

OPTIONAL LIVING BENEFIT CHARGES

GUARANTEED MINIMUM INCOME BENEFIT RIDER (GMIB) FEE
We charge a fee (currently 0.30%) based on the adjusted contract value for this optional feature only if you select it. If selected, we deduct the fee from the contract value on your contract anniversary at the end of each contract year. We prorate

 24  RIVERSOURCE NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS

this fee among the subaccounts, the GPAs and one-year fixed account in the same proportion your interest in each account bears to your total contract value.

If the contract is terminated for any reason or when annuity payouts begin, we will deduct the GMIB fee from the proceeds payable adjusted for the number of calendar days coverage was in place. We cannot increase the GMIB fee after the rider effective date and it does not apply after annuity payouts begin.

We calculate the fee as follows:

0.30% × (CV + ST – FAV)
CV	=	contract value on the contract anniversary
ST	=	transfers from the subaccounts to the GPAs or the one-year fixed account made six months before the contract anniversary.
FAV	=	the value of your GPAs and the one-year fixed account on the contract anniversary.

The result of ST – FAV will never be greater than zero. This allows us to base the GMIB fee largely on the subaccounts and not on the GPAs or the one-year fixed account.

Example

•	You purchase the contract with a payment of $50,000 and allocate all of your payment to the subaccounts.

•	During the first contract year your contract value is $75,000. You transfer $15,000 from the subaccounts to the one-year fixed account.

•	On the first contract anniversary the one-year fixed account value is $15,250 and the subaccount value is $58,000. Your total contract value is $73,250.

•	The GMIB fee percentage is 0.30%.

We calculate the charge for the GMIB as follows:

Contract value on the contract anniversary:	$73,250
plus transfers from the subaccounts to the one-year fixed account in the six months before the contract anniversary:	+15,000
minus the value of the one-year fixed account on the contract anniversary:	–15,250

$73,000
The GMIB fee charged to you: 0.30% × $73,000 =	$219

PERFORMANCE CREDIT RIDER (PCR) FEE
We charge a fee of 0.15% of your contract value for this optional feature if you select it. If selected, we deduct the fee from your contract value on your contract anniversary. We prorate this fee among the subaccounts, GPAs and the one-year fixed account in the same proportion as your interest bears to your total contract value.

If the contract is terminated for any reason or when annuity payouts begin, we will deduct the PCR fee from the proceeds payable adjusted for the number of calendar days coverage was in place. We cannot increase the PCR fee.

OPTIONAL DEATH BENEFIT CHARGES

BENEFIT PROTECTOR DEATH BENEFIT RIDER FEE
We charge a fee for the optional feature only if you select it. If selected, we deduct 0.25% of your contract value on your contract anniversary. We prorate this fee among the GPAs, the one-year fixed account and the subaccounts in the same proportion your interest in each account bears to your total contract value.

If the contract is terminated for any reason other than death or when annuity payouts begin, we will deduct the fee from the proceeds payable adjusted for the number of calendar days coverage was in place since we last deducted the fee. We cannot increase this annual fee after the rider effective date and it does not apply after annuity payouts begin or when we pay death benefits.

BENEFIT PROTECTOR PLUS DEATH BENEFIT RIDER FEE
We charge a fee for the optional feature only if you select it. If selected, we deduct 0.40% of your contract value on your contract anniversary. We prorate this fee among the GPAs, the one-year fixed account and the subaccounts in the same proportion your interest in each account bears to your total contract value.

If the contract is terminated for any reason other than death or when annuity payouts begin, we will deduct the fee from the proceeds payable adjusted for the number of calendar days coverage was in place since we last deducted the fee. We cannot

RIVERSOURCE NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS 25

increase this annual fee after the rider effective date and it does not apply after annuity payouts begin or when we pay death benefits.

Valuing Your Investment

We value your accounts as follows:

GPAs AND ONE-YEAR FIXED ACCOUNT
We value the amounts you allocated to the GPAs and the one-year fixed account directly in dollars. The value of these accounts equals:

•	the sum of your purchase payments and transfer amounts allocated to the one-year fixed account and the GPAs (including any positive or negative MVA on amounts transferred from the GPAs to the one-year fixed account);

•	plus any purchase payment credits allocated to the one-year fixed account and GPAs;

•	plus interest credited;

•	minus the sum of amounts withdrawn (including any applicable withdrawal charges) and amounts transferred out;

•	minus any prorated portion of the contract administrative charge; and

•	minus the prorated portion of the fee for any of the following optional benefits you have selected:

– Guaranteed Minimum Income Benefit rider

– Performance Credit rider

– Benefit Protector rider

– Benefit Protector Plus rider

SUBACCOUNTS
We convert amounts you allocated to the subaccounts into accumulation units. Each time you make a purchase payment or transfer amounts into one of the subaccounts or we apply any purchase payment credits, we credit a certain number of accumulation units to your contract for that subaccount. Conversely, we subtract a certain number of accumulation units from your contract each time you take a partial withdrawal; transfer amounts out of a subaccount; or we assess a contract administrative charge, a withdrawal charge, or fee for any optional contract riders with annual charges (if applicable).

The accumulation units are the true measure of investment value in each subaccount during the accumulation period. They are related to, but not the same as, the net asset value of the fund in which the subaccount invests. The dollar value of each accumulation unit can rise or fall daily depending on the variable account expenses, performance of the fund and on certain fund expenses.

Here is how we calculate accumulation unit values:

Number of units: To calculate the number of accumulation units for a particular subaccount, we divide your investment by the current accumulation unit value.

Accumulation unit value: The current accumulation unit value for each subaccount equals the last value times the subaccount’s current net investment factor.

We determine the net investment factor by:

•	adding the fund’s current net asset value per share, plus the per share amount of any accrued income or capital gain dividends to obtain a current adjusted net asset value per share; then

•	dividing that sum by the previous adjusted net asset value per share; and

•	subtracting the percentage factor representing the mortality and expense risk fee and the variable account administrative charge from the result.

Because the net asset value of the fund may fluctuate, the accumulation unit value may increase or decrease. You bear all the investment risk in a subaccount.

Factors that affect subaccount accumulation units: accumulation units may change in two ways — in number and in value.

The number of accumulation units you own may fluctuate due to:

•	additional purchase payments you allocate to the subaccounts;

•	any purchase payment credits allocated to the subaccounts;

•	transfers into or out of the subaccounts (including any positive or negative MVA on amounts transferred from the GPAs);

•	partial withdrawals;

•	withdrawal charges;

 26  RIVERSOURCE NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS

and the deduction of a prorated portion of:

•	the contract administrative charge;

•	the fee for any of the following optional benefits you have selected:

– Guaranteed Minimum Income Benefit rider

– Performance Credit rider

– Benefit Protector rider

– Benefit Protector Plus rider

Accumulation unit values will fluctuate due to:

•	changes in fund net asset value;

•	fund dividends distributed to the subaccounts;

•	fund capital gains or losses;

•	fund operating expenses; and

•	mortality and expense risk fee and the variable account administrative charge.

Making the Most of Your Contract

AUTOMATED DOLLAR-COST AVERAGING
Currently, you can use automated transfers to take advantage of dollar-cost averaging (investing a fixed amount at regular intervals). For example, you might transfer a set amount monthly from a relatively conservative subaccount to a more aggressive one, or to several others, or from the one-year fixed account or the two-year GPA (without a MVA) to one or more subaccounts. The three to ten year GPAs are not available for automated transfers. You can also obtain the benefits of dollar-cost averaging by setting up regular automatic SIP payments or by establishing an Interest Sweep strategy. Interest Sweeps are a monthly transfer of the interest earned from either the one-year fixed account or the two-year GPA into the subaccounts of your choice. If you participate in an Interest Sweep strategy the interest you earn will be less than the annual interest rate we apply because there will be no compounding. There is no charge for dollar-cost averaging.

This systematic approach can help you benefit from fluctuations in accumulation unit values caused by fluctuations in the market values of the funds. Since you invest the same amount each period, you automatically acquire more units when the market value falls and fewer units when it rises. The potential effect is to lower your average cost per unit.

How dollar-cost averaging works

					Number
			Amount	Accumulation	of units
By investing an equal number of dollars each month ...		Month	invested	unit value	purchased

		Jan	$100	$20	5.00

		Feb	100	18	5.56

you automatically buy		Mar	100	17	5.88

more units when the	è	Apr	100	15	6.67

per unit market price is low...		May	100	16	6.25

		Jun	100	18	5.56

		Jul	100	17	5.88

and fewer units		Aug	100	19	5.26

when the per unit	è	Sept	100	21	4.76

market price is high.		Oct	100	20	5.00

You paid an average price of $17.91 per unit over the 10 months, while the average market price actually was $18.10.

Dollar-cost averaging does not guarantee that any subaccount will gain in value nor will it protect against a decline in value if market prices fall. Because dollar-cost averaging involves continuous investing, your success will depend upon your willingness to continue to invest regularly through periods of low price levels. Dollar-cost averaging can be an effective way to help meet your long-term goals. For specific features contact your investment professional.

RIVERSOURCE NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS 27

SPECIAL DOLLAR-COST AVERAGING (SPECIAL DCA) PROGRAM
If your net contract value(1) is at least $10,000, you can choose to participate in the Special DCA program. There is no charge for the Special DCA program. Under the Special DCA program, you can allocate a new purchase payment and any applicable purchase payment credit to a six-month or twelve-month Special DCA account.

You may only allocate a new purchase payment of at least $10,000 to a Special DCA account. You cannot transfer existing contract values into a Special DCA account. Each Special DCA account lasts for either six or twelve months (depending on the time period you select) from the time we receive your first purchase payment. We make monthly transfers of your total Special DCA account value into GPAs, the one-year fixed account and/or subaccounts you select over the time period you select (either six or twelve months). If you elect to transfer into a GPA, you must meet the $1,000 minimum required investment limitation for each transfer.

(1)	“Net contract value” equals your current contract value plus any new purchase payment and purchase payment credit. If this is a new contract funded by purchase payments from multiple sources, we determine your net contract value based on the purchase payments, purchase payment credits, withdrawal requests and exchange requests submitted with your application.

We reserve the right to credit a lower interest rate to each Special DCA account if you select the GPAs or the one-year fixed account as part of your Special DCA transfers. We will change the interest rate on each Special DCA account from time to time at our discretion. From time to time, we may credit interest to the Special DCA account at promotional rates that are higher than those we credit to the one-year fixed account. We base these rates on competition and on the interest rate we are crediting to the one-year fixed account at the time of the change. Once we credit interest to a particular purchase payment and purchase payment credit, that rate does not change even if we change the rate we credit on new purchase payments or if your net contract value changes.

We credit each Special DCA account with current guaranteed annual rate that is in effect on the date we receive your purchase payment. However, we credit this annual rate over the six or twelve-month period on the balance remaining in your Special DCA account. Therefore, the net effective interest rate you receive is less than the stated annual rate. We do not credit this interest after we transfer the value out of the Special DCA account into the accounts you selected.

If you make additional purchase payments while a Special DCA account term is in progress, the amounts you allocate to an existing Special DCA account will be transferred out of the Special DCA account over the reminder of the term. If you are funding a Special DCA account from multiple sources, we apply each purchase payment and purchase payment credit to the account and credit interest on that purchase payment and purchase payment credit on the date we receive it. This means that all purchase payments and purchase payment credits may not be in the Special DCA account at the beginning of the six or twelve-month period. Therefore, you may receive less total interest than you would have if all your purchase payments and purchase payment credits were in the Special DCA account from the beginning. If we receive any of your multiple payments after the six or twelve-month period ends, you can either allocate those payments to a new Special DCA account (if available) or to any other accounts available under your contract.

You cannot participate in the Special DCA program if you are making payments under a Systematic Investment Plan. You may simultaneously participate in the Special DCA program and the asset-rebalancing program as long as your subaccount allocation is the same under both programs. If you elect to change your subaccount allocation under one program, we automatically will change it under the other program so they match. If you participate in more than one Special DCA account, the asset allocation for each account may be different as long as you are not also participating in the asset-rebalancing program.

You may terminate your participation in the Special DCA program at any time. If you do, we will not credit the current guaranteed annual interest rate on any remaining Special DCA account balance. We will transfer the remaining balance from your Special DCA account to the other accounts you selected for your DCA transfers or we will allocate it in any manner you specify. Similarly, if we cannot accept any additional purchase payments into the Special DCA program, we will allocate the purchase payments to the other accounts you selected for your DCA transfers or in any other manner you specify.

We can modify the terms or discontinue the Special DCA program at any time. Any modifications will not affect any purchase payments that are already in a Special DCA account. For more information on the Special DCA program, contact your investment professional.

The Special DCA program does not guarantee that any subaccount will gain in value nor will it protect against a decline in value if market prices fall. Because dollar-cost averaging involves continuous investing, your success will depend upon you willingness to continue to invest regularly through periods of low price levels. Dollar-cost averaging can be an effective way to help meet your long-term goals.

 28  RIVERSOURCE NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS

ASSET REBALANCING
You can ask us in writing to automatically rebalance the subaccount portion of your contract value either quarterly, semiannually, or annually. The period you select will start to run on the date we record your request. On the first valuation date of each of these periods, we automatically will rebalance your contract value so that the value in each subaccount matches your current subaccount percentage allocations. These percentage allocations must be in whole numbers. Asset rebalancing does not apply to the GPAs or the one-year fixed account. There is no charge for asset rebalancing. The contract value must be at least $2,000.

You can change your percentage allocations or your rebalancing period at any time by contacting us in writing. If you are also participating in the Special DCA program and you change your subaccount asset allocation for the asset rebalancing program, we will change your subaccount asset allocation under the Special DCA program to match. We will restart the rebalancing period you selected as of the date we record your change. You also can ask us in writing to stop rebalancing your contract value. You must allow 30 days for us to change any instructions that currently are in place. For more information on asset rebalancing, contact your investment professional.

TRANSFERRING AMONG ACCOUNTS
You may transfer contract value from any one subaccount, GPAs or the one-year fixed account, to another subaccount before annuity payouts begin. Certain restrictions apply to transfers involving the GPAs and the one-year fixed account.

The date your request to transfer will be processed depends on when we receive it:

•	If we receive your transfer request at our corporate office in good order before the close of business, we will process your transfer using the accumulation unit value we calculate on the valuation date we received your transfer request.

•	If we receive your transfer request at our corporate office in good order at or after the close of business, we will process your transfer using the accumulation unit value we calculate on the next valuation date after we received your transfer request.

There is no charge for transfers. Before making a transfer, you should consider the risks involved in changing investments. Transfers out of the GPAs will be subject to an MVA if done more than 30 days before the end of the guarantee period unless the transfer is an automated transfer from the two-year GPA as part of a dollar-cost averaging program or an Interest Sweep strategy.

We may suspend or modify transfer privileges at any time.

For information on transfers after annuity payouts begin, see “Transfer policies” below.

Transfer policies

•	Before annuity payouts begin, you may transfer contract values between the subaccounts, or from the subaccounts to the GPAs and the one-year fixed account at any time. However, if you made a transfer from the one-year fixed account to the subaccounts or the GPAs, you may not make a transfer from any subaccount or GPA back to the one-year fixed account for six months following that transfer.

•	It is our general policy to allow you to transfer contract values from the one-year fixed account to the subaccounts or the GPAs once a year on or within 30 days before or after the contract anniversary (except for automated transfers, which can be set up at any time for certain transfer periods subject to certain minimums). Transfers from the one-year fixed account are not subject to a MVA. Until further notice, however, we have removed this restriction, and you may transfer contract values from the one-year fixed account to the subaccounts at any time. We will inform you at least 30 days in advance of the day we intend to reimpose this restriction.

•	You may transfer contract values from a GPA any time after 60 days of transfer or payment allocation to the account. Transfers made more than 30 days before the end of the Guarantee Period will receive a MVA*, which may result in a gain or loss of contract value.

•	If we receive your request on or within 30 days before or after the contract anniversary date, the transfer from the one-year fixed account to the subaccounts or the GPAs will be effective on the valuation date we receive it.

•	Once annuity payouts begin, you may not make transfers to or from the one-year fixed account, but you may make transfers once per contract year among the subaccounts. During the annuity payout period, we reserve the right to limit the number of subaccounts in which you may invest.

•	Once annuity payouts begin, you may not make any transfers to the GPAs.

*	Unless the transfer is an automated transfer from the two-year GPA as part of a dollar-cost averaging program or an Interest Sweep strategy.

RIVERSOURCE NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS 29

Market Timing
Market timing can reduce the value of your investment in the contract. If market timing causes the returns of an underlying fund to suffer, contract value you have allocated to a subaccount that invests in that underlying fund will be lower too. Market timing can cause you, any joint owner of the contract and your beneficiary(ies) under the contract a financial loss.

Funds available as investment options under the contract that invest in securities that trade in overseas securities markets may be at greater risk of loss from market timing, as market timers may seek to take advantage of changes in the values of securities between the close of overseas markets and the close of U.S. markets. Also, the risks of market timing may be greater for underlying funds that invest in securities such as small cap stocks, high yield bonds, or municipal securities, that may be traded infrequently.

We seek to prevent market timing. Market timing is frequent or short-term trading activity. We do not accommodate short-term trading activities. Do not buy a contract if you wish to use short-term trading strategies to manage your investment. The market timing policies and procedures described below apply to transfers among the subaccounts within the contract. The underlying funds in which the subaccounts invest have their own market timing policies and procedures. The market timing policies of the underlying funds may be more restrictive than the market timing policies and procedures we apply to transfers among the subaccounts of the contract, and may include redemption fees. We reserve the right to modify our market timing policies and procedures at any time without prior notice to you.

Market timing may hurt the performance of an underlying fund in which a subaccount invests in several ways, including but not necessarily limited to:

•	diluting the value of an investment in an underlying fund in which a subaccount invests;

•	increasing the transaction costs and expenses of an underlying fund in which a subaccount invests; and,

•	preventing the investment adviser(s) of an underlying fund in which a subaccount invests from fully investing the assets of the fund in accordance with the fund’s investment objectives.

In order to help protect you and the underlying funds from the potentially harmful effects of market timing activity, we apply the following market timing policy to discourage frequent transfers of contract value among the subaccounts of the variable account:

We try to distinguish market timing from transfers that we believe are not harmful, such as periodic rebalancing for purposes of an asset allocation, dollar-cost averaging and asset rebalancing program that may be described in this prospectus. There is no set number of transfers that constitutes market timing. Even one transfer in related accounts may be market timing. We seek to restrict the transfer privileges of a contract owner who makes more than three subaccount transfers in any 90 day period. We also reserve the right to refuse any transfer request, if, in our sole judgment, the dollar amount of the transfer request would adversely affect unit values.

If we determine, in our sole judgment, that your transfer activity constitutes market timing, we may modify, restrict or suspend your transfer privileges to the extent permitted by applicable law, which may vary based on the state law that applies to your contract and the terms of your contract. These restrictions or modifications may include, but not be limited to:

•	requiring transfer requests to be submitted only by first-class U.S. mail;

•	not accepting hand-delivered transfer requests or requests made by overnight mail;

•	not accepting telephone or electronic transfer requests;

•	requiring a minimum time period between each transfer;

•	not accepting transfer requests of an agent acting under power of attorney;

•	limiting the dollar amount that you may transfer at any one time;

•	suspending the transfer privilege; or

•	modifying instructions under an automated transfer program to exclude a restricted fund if you do not provide new instructions.

Subject to applicable state law and the terms of each contract, we will apply the policy described above to all contract owners uniformly in all cases. We will notify you in writing after we impose any modification, restriction or suspension of your transfer rights.

We cannot guarantee that we will be able to identify and restrict all market timing activity. Because we exercise discretion in applying the restrictions described above, we cannot guarantee that we will be able to restrict all market timing activity. In addition, state law and the terms of some contracts may prevent us from stopping certain market timing activity. Market timing activity that we are unable to identify and/or restrict may impact the performance of the underlying funds and may result in lower contract values.

 30  RIVERSOURCE NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS

In addition to the market timing policy described above, which applies to transfers among the subaccounts within your contract, you should carefully review the market timing policies and procedures of the underlying funds. The market timing policies and procedures of the underlying funds may be materially different than those we impose on transfers among the subaccounts within your contract and may include mandatory redemption fees as well as other measures to discourage frequent transfers. As an intermediary for the underlying funds, we are required to assist them in applying their market timing policies and procedures to transactions involving the purchase and exchange of fund shares. This assistance may include, but not be limited to, providing the underlying fund upon request with your Social Security Number, Taxpayer Identification Number or other United States government-issued identifier, and the details of your contract transactions involving the underlying fund. An underlying fund, in its sole discretion, may instruct us at any time to prohibit you from making further transfers of contract value to or from the underlying fund, and we must follow this instruction. We reserve the right to administer and collect on behalf of an underlying fund any redemption fee imposed by an underlying fund. Market timing policies and procedures adopted by underlying funds may affect your investment in the contract in several ways, including but not limited to:

•	Each fund may restrict or refuse trading activity that the fund determines, in its sole discretion, represents market timing.

•	Even if we determine that your transfer activity does not constitute market timing under the market timing policies described above which we apply to transfers you make under the contract, it is possible that the underlying fund’s market timing policies and procedures, including instructions we receive from a fund may require us to reject your transfer request. For example, while we disregard transfers permitted under any asset allocation, dollar-cost averaging and asset rebalancing programs that may be described in this prospectus, we cannot guarantee that an underlying fund’s market timing policies and procedures will do so. Orders we place to purchase fund shares for the variable account are subject to acceptance by the fund. We reserve the right to reject without prior notice to you any transfer request if the fund does not accept our order.

•	Each underlying fund is responsible for its own market timing policies, and we cannot guarantee that we will be able to implement specific market timing policies and procedures that a fund has adopted. As a result, a fund’s returns might be adversely affected, and a fund might terminate our right to offer its shares through the variable account.

•	Funds that are available as investment options under the contract may also be offered to other intermediaries who are eligible to purchase and hold shares of the fund, including without limitation, separate accounts of other insurance companies and certain retirement plans. Even if we are able to implement a fund’s market timing policies, we cannot guarantee that other intermediaries purchasing that same fund’s shares will do so, and the returns of that fund could be adversely affected as a result.

For more information about the market timing policies and procedures of an underlying fund, the risks that market timing pose to that fund, and to determine whether an underlying fund has adopted a redemption fee, see that fund’s prospectus.

HOW TO REQUEST A TRANSFER OR WITHDRAWAL

 1 By letter

Send your name, contract number, Social Security Number or Taxpayer Identification Number* and signed request for a transfer or withdrawal to our corporate office:

RiverSource Life Insurance Company
829 Ameriprise Financial Center
Minneapolis, MN 55474

Minimum amount
Transfers or withdrawals:  $500 or entire account balance

Maximum amount
Transfers or withdrawals:  Contract value or entire account balance

*	Failure to provide a Social Security Number or Taxpayer Identification Number may result in mandatory tax withholding on the taxable portion of the distribution.

 2 By automated transfers and automated partial withdrawals

Your investment professional can help you set up automated transfers or partial withdrawals among your subaccounts, GPAs or the one-year fixed accounts.

You can start or stop this service by written request or other method acceptable to us.

RIVERSOURCE NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS 31

You must allow 30 days for us to change any instructions that are currently in place.

•	Automated transfers from the one-year fixed account to any one of the subaccounts may not exceed an amount that, if continued, would deplete the one-year fixed account within 12 months. Until further notice, however, we have removed this restriction, and you may transfer contract values from the one-year fixed account to the subaccounts at any time. We will inform you at least 30 days in advance of the day we intend to reimpose this restriction.

•	Automated withdrawals may be restricted by applicable law under some contracts.

•	You may not make additional purchase payments if automated partial withdrawals are in effect.

•	Automated partial withdrawals may result in income taxes and penalties on all or part of the amount withdrawn.

Minimum amount
Transfers or withdrawals:  $100 monthly
                           $250 quarterly, semiannually or annually

 3 By phone

Call:
1-800-333-3437

Minimum amount
Transfers or withdrawals:  $500 or entire account balance

Maximum amount
Transfers:                           Contract value or entire account balance
Withdrawals:                      $25,000

We answer telephone requests promptly, but you may experience delays when the call volume is unusually high. If you are unable to get through, use the mail procedure as an alternative.

We will honor any telephone transfer or withdrawal requests that we believe are authentic and we will use reasonable procedures to confirm that they are. This includes asking identifying questions and recording calls. We will not allow a telephone withdrawal within 30 days of a phoned-in address change. As long as we follow the procedures, we (and our affiliates) will not be liable for any loss resulting from fraudulent requests.

Telephone transfers and withdrawals are automatically available. You may request that telephone transfers and withdrawals not be authorized from your account by writing to us.

Withdrawals

You may withdraw all or part of your contract at any time before annuity payouts begin by sending us a written request or calling us. If we receive your withdrawal request in good order at our corporate office before the close of business, we will process your withdrawal using accumulation unit value we calculate on the valuation date we received your withdrawal request. If we receive your withdrawal request our corporate office at or after the close of business, we will process your withdrawal using the accumulation unit value we calculate on the next valuation date after we received your withdrawal request. We may ask you to return the contract. You may have to pay a contract administrative charge, withdrawal charges or any applicable optional rider charges (see “Charges”) and federal income taxes and penalties. State and local income taxes may also apply (see “Taxes”). In addition, purchase payment credits may be reversed. You cannot make withdrawals after annuity payouts begin except under Plan E. (See “The Annuity Payout Period — Annuity Payout Plans.”)

Any partial withdrawals you take under the contract will reduce your contract value. As a result, the value of your death benefit or any optional benefits you have elected will also be reduced (see “Optional Benefits”). In addition, withdrawals you are required to take to satisfy RMDs under the Code may reduce the value of certain death benefits and optional benefits (see “Taxes — Qualified Annuities — Required Minimum Distributions”).

WITHDRAWAL POLICIES
If you have a balance in more than one account and you request a partial withdrawal, we will automatically withdraw from all your subaccounts, GPAs and/or the one-year fixed account in the same proportion as your value in each account correlates to your total contract value, unless requested otherwise. After executing a partial withdrawal, the value in the one-year fixed account and each GPA and subaccount must be either zero or at least $50.

 32  RIVERSOURCE NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS

RECEIVING PAYMENT
By regular or express mail:

•	payable to you;

•	mailed to address of record.

NOTE: We will charge you a fee if you request express mail delivery.

Normally, we will send the payment within seven days after receiving your request in good order. However, we may postpone the payment if:

–	the withdrawal amount includes a purchase payment check that has not cleared;

–	the NYSE is closed, except for normal holiday and weekend closings;

–	trading on the NYSE is restricted, according to SEC rules;

–	an emergency, as defined by SEC rules, makes it impractical to sell securities or value the net assets of the accounts; or

–	the SEC permits us to delay payment for the protection of security holders.

TSA — Special Provisions

PARTICIPANTS IN TAX-SHELTERED ANNUITIES
If the contract is intended to be used in connection with an employer sponsored 403(b) plan, additional rules relating to this contract can be found in the annuity endorsement for tax sheltered 403(b) annuities. Unless we have made special arrangements with your employer, the contract is not intended for use in connection with an employer sponsored 403(b) plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). In the event that the employer either by affirmative election or inadvertent action causes contributions under a plan that is subject to ERISA to be made to this contract, we will not be responsible for any obligations and requirements under ERISA and the regulations thereunder, unless we have prior written agreement with the employer. You should consult with your employer to determine whether your 403(b) plan is subject to ERISA.

In the event we have a written agreement with your employer to administer the plan pursuant to ERISA, special rules apply as set forth in the TSA endorsement.

The employer must comply with certain nondiscrimination requirements for certain types of contributions under a TSA contract to be excluded from taxable income. You should consult your employer to determine whether the nondiscrimination rules apply to you.

The Code imposes certain restrictions on your right to receive early distributions from a TSA:

•	Distributions attributable to salary reduction contributions (plus earnings) made after Dec. 31, 1988, or to transfers or rollovers from other contracts, may be made from the TSA only if:

–	you are at least age 59 1/2;

–	you are disabled as defined in the Code;

–	you severed employment with the employer who purchased the contract;

–	the distribution is because of your death;

–	the distribution is due to plan termination; or

–	you are a military reservist.

•	If you encounter a financial hardship (as provided by the Code), you may be eligible to receive a distribution of all contract values attributable to salary reduction contributions made after Dec. 31, 1988, but not the earnings on them.

•	Even though a distribution may be permitted under the above rules, it may be subject to IRS taxes and penalties (see “Taxes”)

•	The above restrictions on distributions do not affect the availability of the amount credited to the contract as of Dec. 31, 1988. The restrictions also do not apply to transfers or exchanges of contract value within the contract, or to another registered variable annuity contract or investment vehicle available through the employer.

Changing Ownership

You may change ownership of your nonqualified annuity at any time by completing a change of ownership form we approve and sending it to our corporate office. The change will become binding on us when we receive and record it. We will honor any change of ownership request received in good order that we believe is authentic and we will use reasonable procedures to confirm authenticity. If we follow these procedures, we will not take any responsibility for the validity of the change.

RIVERSOURCE NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS 33

If you have a nonqualified annuity, you may incur income tax liability by transferring, assigning or pledging any part of it. (See “Taxes.”)

If you have a qualified annuity, you may not sell, assign, transfer, discount or pledge your contract as collateral for a loan, or as security for the performance of an obligation or for any other purpose except as required or permitted by the Code. However, if the owner is a trust or custodian, or an employer acting in a similar capacity, ownership of the contract may be transferred to the annuitant.

Please consider carefully whether or not you wish to change ownership of your annuity contract. If you elected any optional contract features or riders, the new owner and annuitant will be subject to all limitations and/or restrictions of those features or riders just as if they were purchasing a new contract. The GMIB rider and Benefit Protector Plus Death Benefit rider will terminate upon transfer of ownership. Continuation of the Benefit Protector rider is optional. (See “Optional Benefits.”)

Benefits in Case of Death

There are two death benefit options under this contract: the Return of Purchase Payment Death Benefit (ROP) and the Maximum Anniversary Value (MAV) Death Benefit Rider. If either you or the annuitant are 80 or older at contract issue, we require the ROP death benefit. If both you and the annuitant are 79 or younger at contract issue, you can elect either the ROP death benefit or the MAV death benefit rider (if it is available in your state) on your application. Once you elect a death benefit option, you cannot change it. We show the option that applies in your contract. The death benefit option that applies determines the mortality and expense risk fee that is assessed against the subaccounts. (See “Charges — Mortality and Expense Risk Fee.”)

Under either death benefit, we will pay the death benefit to your beneficiary upon the earlier of your death or the annuitant’s death if you die before the retirement start date while this contract is in force. We will base the benefit paid on the death benefit coverage you selected when you purchased the contract. If a contract has more than one person as the owner, we will pay benefits upon the first to die of any owner or the annuitant.

RETURN OF PURCHASE PAYMENT DEATH BENEFIT (ROP)

The ROP death benefit is intended to help protect your beneficiaries financially in that they will never receive less than your purchase payments adjusted for withdrawals. If you or the annuitant die before annuity payouts begin while this contract is in force, we will pay the beneficiary the greater of these two values less any purchase payment credits subject to reversal, minus any applicable rider charges:

1.	contract value; or

2.	total purchase payments applied to the contract plus purchase payments credits minus adjusted partial withdrawals.

Death benefit adjusted partial withdrawals	=	PW × DB CV

PW = the partial withdrawal including any applicable withdrawal charge or MVA.

DB = the death benefit on the date of (but prior to) the partial withdrawal.

CV = contract value on the date of (but prior to) the partial withdrawal.

Example

•	You purchase the contract with a payment of $25,000.

•	On the first contract anniversary you make an additional purchase payment of $5,000.

•	During the second contract year the contract value falls to $28,000. You take a $1,500 partial withdrawal leaving a contract value of $26,500.

•	During the third contract year the contract value falls to $25,000.

 34  RIVERSOURCE NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS

We calculate the ROP death benefit as follows:
Contract value at death:	$25,000.00

Purchase payments and purchase payment credits minus adjusted partial withdrawals:
Total purchase payments and purchase payment credits:	$30,000.00
minus ROP adjusted partial withdrawals calculated as:

$1,500 × $30,000 $28,000 =	–1,607.14

for a death benefit of:	$28,392.86

The ROP death benefit calculated as the greatest of these two values:	$28,392.86

MAXIMUM ANNIVERSARY VALUE (MAV) DEATH BENEFIT RIDER

The MAV rider is intended to help protect your beneficiaries financially while your investments have the opportunity to grow. This is an optional benefit that you may select for an additional charge (see “Charges”). The MAV rider does not provide any additional benefit before the first contract anniversary and it may not be appropriate for issue ages 75 to 79 because the benefit values may be limited after age 81. Be sure to discuss with your investment professional whether or not the MAV rider is appropriate for your situation.

If the MAV rider is available in your state and both you and the annuitant are age 79 or younger at contract issue, you may choose to add the MAV rider to your contract at the time of purchase. Once you select the MAV rider you may not cancel it. You must select the MAV rider if you choose to add the Guaranteed Minimum Income Benefit Rider to your contract.

The MAV rider provides that if you or the annuitant die before annuity payouts begin while this contract is in force, we will pay the beneficiary the greatest of these three values less any purchase payment credits subject to reversal, minus any applicable rider charges:

1.	contract value;

2.	total purchase payments applied to the contract plus purchase payment credits minus adjusted partial withdrawals; or

3.	the maximum anniversary value immediately preceding the date of death plus any payments and purchase payment credits since that anniversary minus adjusted partial withdrawals since that anniversary.

Maximum anniversary value (MAV): We calculate the MAV on each contract anniversary through age 80. There is no MAV prior to the first contract anniversary. On the first contract anniversary we set the MAV equal to the highest of: (a) your current contract value, or (b) total purchase payments and purchase payment credits minus adjusted partial withdrawals. Every contract anniversary after that, through age 80, we compare the previous anniversary’s MAV (plus any purchase payments and purchase payment credits since that anniversary minus adjusted partial withdrawals since that anniversary) to the current contract value and we reset the MAV if the current contract value is higher. We stop resetting the MAV after you or the annuitant reach age 81. However, we continue to add subsequent purchase payments and purchase payment credits and subtract adjusted partial withdrawals from the MAV.

Example

•	You purchase the contract with a payment of $20,000.

•	On the first contract anniversary the contract value grows to $24,000.

•	During the second contract year the contract value falls to $22,000, at which point you take a $1,500 partial withdrawal, leaving a contract value of $20,500.

We calculate the MAV death benefit as follows:
Contract value at death:	$20,500.00

Purchase payments and purchase payment credits minus adjusted partial withdrawals:
Total purchase payments and purchase payment credits:	$20,000.00
minus the death benefit adjusted partial withdrawals, calculated as:

$1,500 × $20,000 $22,000 =	–1,363.64

for a death benefit of:	$18,636.36

RIVERSOURCE NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS 35

The MAV immediately preceding the date of death:
Greatest of your contract anniversary contract values:	$24,000.00
plus purchase payments and purchase payment credits made since the prior anniversary:	+0.00
minus the death benefit adjusted partial withdrawals, calculated as:

$1,500 × $24,000 $22,000 =	–1,636.36

for a death benefit of:	$22,363.64

The MAV death benefit, calculated as the greatest of these three values, which is the MAV:	$22,363.64

IF YOU DIE BEFORE YOUR RETIREMENT DATE
When paying the beneficiary, we will process the death claim on the valuation date our death claim requirements are fulfilled. We will determine the contract’s value using the accumulation unit value we calculate on that valuation date. We pay interest, if any, at a rate no less than required by law. If requested, we will mail payment to the beneficiary within seven days after our death claim requirements are fulfilled.

Nonqualified annuities
If your spouse is sole beneficiary and you die before the retirement date, your spouse may keep the contract as owner with the contract value equal to the death benefit that would otherwise have been paid. To do this your spouse must give us written instructions to continue the contract as owner. There will be no withdrawal charges on the contract from that point forward unless additional purchase payments are made. If you elected any optional contract features or riders, your spouse and the new annuitant (if applicable) will be subject to all limitations and/or restrictions of those features or riders just as if they were purchasing a new contract. The GMIB and Benefit Protector Plus riders, if selected, will terminate. Continuance of the Benefit Protector rider is optional. (See “Optional Benefits.”)

If your beneficiary is not your spouse, we will pay the beneficiary in a single sum unless you give us other written instructions. Generally, we must fully distribute the death benefit within five years of your death. However, the beneficiary may receive payouts under any annuity payout plan available under this contract if:

•	the beneficiary asks us in writing within 60 days after the day on which all documents have been received that prove your death has occurred; and

•	payouts begin no later than one year after your death, or other date as permitted by the IRS; and

•	the payout period does not extend beyond the beneficiary’s life or life expectancy.

Qualified annuities

•	Spouse beneficiary: If you have not elected an annuity payout plan, and if your spouse is the sole beneficiary, your spouse may either elect to treat the contract as his/her own, so long as he or she is eligible to do so, or elect an annuity payout plan or another plan agreed to by us. If your spouse elects a payout option, the payouts must begin no later than the year in which you would have reached age 70 1/2. If you attained age 70 1/2 at the time of death, payouts must begin no later than Dec. 31 of the year following the year of your death.

Your spouse may elect to assume ownership of the contract at any time before annuity payouts begin. If your spouse elects to assume ownership of the contract, the contract value will be equal to the death benefit that would otherwise have been paid. There will be no withdrawal charges on the contract from that point forward unless additional purchase payments are made. If you elected any optional contract features or riders, your spouse and the new annuitant (if applicable) will be subject to all limitations and/or restrictions of those features or riders just as if they were purchasing a new contract. The GMIB and the Benefit Protector Plus riders, if selected, will terminate. Continuance of the Benefit Protector rider is optional. (See “Optional Benefits.”)

•	Non-spouse beneficiary: If you have not elected an annuity payout plan, and if death occurs prior to the year you would have attained age 70 1/2, the beneficiary may elect to receive payouts from the contract over a five year period. If your beneficiary does not elect a five year payout, or if your death occurs after attaining age 70 1/2, we will pay the beneficiary in a single sum unless the beneficiary elects to receive payouts under any payout plan available under this contract if:

•	the beneficiary asks us in writing within 60 days after the day on which all documents have been received that prove your death has occurred; and

•	payouts begin no later than one year following the year of your death; and

•	the payout period does not extend beyond the beneficiary’s life or life expectancy.

If a beneficiary elects an alternative payment plan which is an inherited IRA, all optional death benefits and living benefits will terminate. In the event of your beneficiary’s death, their beneficiary can elect to take a lump sum payment or to

 36  RIVERSOURCE NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS

continue the alternative payment plan following the schedule of minimum withdrawals established based on the life expectancy of your beneficiary.

•	Annuity payout plan: If you elect an annuity payout plan which guarantees payouts to a beneficiary after your death, the payouts to your beneficiary will continue pursuant to the annuity payout plan you elect.

Optional Benefits

The assets held in our general account support the guarantees under your contract, including optional death benefits and optional living benefits. To the extent that we are required to pay you amounts in addition to your contract value under these benefits, such amounts will come from our general account assets. You should be aware that our general account is exposed to the risks normally associated with a portfolio of fixed-income securities, including interest rate, option, liquidity and credit risk. The financial statements contained in the SAI include a further discussion of the risks inherent within the investments of the general account.

BENEFIT PROTECTOR DEATH BENEFIT RIDER (BENEFIT PROTECTOR)
The Benefit Protector is intended to provide an additional benefit to your beneficiary to help offset expenses after your death such as funeral expenses or federal and state taxes. This is an optional benefit that you may select for an additional annual charge (see “Charges”). The Benefit Protector provides reduced benefits if you or the annuitant are 70 or older at the rider effective date and it does not provide any additional benefit before the first rider anniversary.

If this rider is available in your state and both you and the annuitant are 75 or younger at contract issue, you may choose to add the Benefit Protector to your contract. You must elect the Benefit Protector at the time you purchase your contract and your rider effective date will be the contract issue date. You may not select this rider if you select the Benefit Protector Plus Rider. We reserve the right to discontinue offering the Benefit Protector for new contracts.

Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract. Since the benefit paid by the rider is determined by the amount of earnings at death, the amount of the benefit paid may be reduced as a result of taking required minimum distributions (see “Taxes — Qualified Annuities — Required Minimum Distributions”). Be sure to discuss with your investment professional and tax advisor whether or not the Benefit Protector is appropriate for your situation.

The Benefit Protector provides that if you or the annuitant die after the first contract anniversary, but before annuity payouts begin, and while this contract is in force, we will pay the beneficiary:

•	the applicable death benefit, plus:

•	40% of your earnings at death if you and the annuitant were under age 70 on the rider effective date, up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old; or

•	15% of your earnings at death if you or the annuitant were 70 or older on the rider effective date, up to a maximum of 37.5% of purchase payments not previously withdrawn that are one or more years old.

Earnings at death: for purposes of the Benefit Protector and Benefit Protector Plus riders, this is an amount equal to the applicable death benefit minus purchase payments not previously withdrawn. The earnings at death may not be less than zero and may not be more than 250% of the purchase payments not previously withdrawn that are one or more years old.

Terminating the Benefit Protector

•	You may terminate the rider within 30 days of the first rider anniversary.

•	You may terminate the rider within 30 days of any rider anniversary beginning with the seventh rider anniversary.

•	The rider will terminate when you make a full withdrawal from the contract or when annuity payouts begin.

RIVERSOURCE NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS 37

Example of the Benefit Protector

•	You purchase the contract with a payment of $100,000 and you and the annuitant are under age 70. We add a $1,000 purchase payment credit to your contract. You select the MAV death benefit rider.

During the first contract year the contract value grows to $105,000. The death benefit under the MAV death benefit rider equals the contract value, less any purchase payment credits added to the contract in the last 12 months, or $104,000. You have not reached the first contract anniversary so the Benefit Protector does not provide any additional benefit at this time.

On the first contract anniversary the contract value grows to $110,000. The death benefit equals:
MAV rider (contract value):	$110,000
plus the Benefit Protector benefit which equals 40% of earnings at death (MAV Death Benefit minus payments not previously withdrawn):
0.40 × ($110,000 – $100,000) =	+4,000

Total death benefit of:	$114,000
On the second contract anniversary the contract value falls to $105,000. The death benefit equals:
MAV rider (MAV):	$110,000
plus the Benefit Protector benefit (40% of earnings at death):
0.40 × ($110,000 – $100,000) =	+4,000

Total death benefit of:	$114,000
During the third contract year the contract value remains at $105,000 and you request a partial withdrawal, including the applicable 7% withdrawal charges of $50,000. We will withdraw $10,500 from your contract value free of charge (10% of your prior anniversary’s contract value). The remainder of the withdrawal is subject to a 7% withdrawal charge because your payment is two years old, so we will withdraw $39,500 ($36,735 + $2,765 in withdrawal charges) from your contract value. Altogether, we will withdraw $50,000 and pay you $47,235. We calculate purchase payments not previously withdrawn as $100,000 – $45,000 = $55,000 (remember that $5,000 of the partial withdrawal is contract earnings). The death benefit equals:

MAV rider (MAV adjusted for partial withdrawals):	$57,619
plus the Benefit Protector benefit (40% of earnings at death):
0.40 × ($57,619 – $55,000) =	+1,048

Total death benefit of:	$58,667
On the third contract anniversary the contract value falls to $40,000. The death benefit equals the death benefit during the third contract year. The reduction in contract value has no effect.
On the ninth contract anniversary the contract value grows to a new high of $200,000. Earnings at death reaches its maximum of 250% of purchase payments not previously withdrawn that are one or more years old. The death benefit equals:

MAV rider (contract value):	$200,000
plus the Benefit Protector benefit (40% of earnings at death, up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old)	+55,000

Total death benefit of:	$255,000

 38  RIVERSOURCE NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS

During the tenth contract year you make an additional purchase payment of $50,000 and we add a purchase payment credit of $500. Your new contract value is now $250,000. The new purchase payment is less than one year old and so it has no effect on the Benefit Protector value. The death benefit equals:

MAV rider (contract value less any purchase payment credits added in the last 12 months):	$249,500
plus the Benefit Protector benefit (40% of earnings at death, up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old)	+55,000

Total death benefit of:	$304,500
During the eleventh contract year the contract value remains $250,000 and the “new” purchase payment is one year old and the value of the Benefit Protector changes. The death benefit equals:
MAV rider (contract value):	$250,000
plus the Benefit Protector benefit (40% of earnings at death, up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old):
0.40 × ($250,000 – $105,000) =	+58,000

Total death benefit of:	$308,000

If your spouse is the sole beneficiary and you die before the retirement date, your spouse may keep the contract as owner. Your spouse and the new annuitant will be subject to all the limitations and restrictions of the rider just as if they were purchasing a new contract. If your spouse and the new annuitant do not qualify for the rider on the basis of age we will terminate the rider. If they do qualify for the rider on the basis of age we will set the contract value equal to the death benefit that would otherwise have been paid and we will substitute this new contract value on the date of death for “purchase payments not previously withdrawn” used in calculating earnings at death. Your spouse also has the option of discontinuing the Benefit Protector Death Benefit Rider within 30 days of the date they elect to continue the contract.

NOTE: For special tax considerations associated with the Benefit Protector, see “Taxes.”
BENEFIT PROTECTOR PLUS DEATH BENEFIT RIDER (BENEFIT PROTECTOR PLUS)
The Benefit Protector Plus is intended to provide an additional benefit to your beneficiary to help offset expenses after your death such as funeral expenses or federal and state taxes. This is an optional benefit that you may select for an additional annual charge (see “Charges”). The Benefit Protector Plus provides reduced benefits if you or the annuitant are 70 or older at the rider effective date and it does not provide any additional benefit before the first rider anniversary and it does not provide any benefit beyond what is offered under the Benefit Protector® rider during the second rider year. Be sure to discuss with your sales representative whether or not the Benefit Protector® Plus is appropriate for your situation.

If this rider is available in your state and both you and the annuitant are 75 or younger at contract issue, you may choose to add the Benefit Protector Plus to your contract. You must elect the Benefit Protector Plus at the time you purchase your contract and your rider effective date will be the contract issue date. This rider is available only for a purchase through transfer, exchange or rollover from another annuity or life insurance policy. You may not select this rider if you select the Benefit Protector Rider. We reserve the right to discontinue offering the Benefit Protector Plus for new contracts.

Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract. Since the benefit paid by the rider is determined by the amount of earnings at death, the amount of the benefit paid may be reduced as a result of taking required minimum distributions (see “Taxes — Qualified Annuities — Required Minimum Distributions”). Be sure to discuss with your investment professional and tax advisor whether or not the Benefit Protector Plus is appropriate for your situation.

The Benefit Protector Plus provides that if you or the annuitant die after the first contract anniversary, but before annuity payouts begin, and while this contract is in force, we will pay the beneficiary:

•	the benefits payable under the Benefit Protector described above, plus:

•	a percentage of purchase payments made within 60 days of contract issue not previously withdrawn as follows:

	Percentage if you and the annuitant are	Percentage if you or the annuitant are
Contract year	under age 70 on the rider effective date	age 70 or older on the rider effective date

One and Two	0%	0%

Three and Four	10%	3.75%

Five or more	20%	7.5%

RIVERSOURCE NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS 39

Another way to describe the benefits payable under the Benefit Protector Plus rider is as follows:

•	the applicable death benefit PLUS

	If you and the annuitant are under	If you or the annuitant are age 70
Contract year	age 70 on the rider effective date, add . . .	or older on the rider effective date, add . . .

One	Zero	Zero

Two	40% x earnings at death (see above)	15% x earnings at death

Three and Four	40% x (earnings at death + 25% of initial purchase payment*)	15% x (earnings at death + 25% of initial purchase payment*)

Five or more	40% x (earnings at death + 50% of initial purchase payment*)	15% x (earnings at death + 50% of initial purchase payment*)

*	Initial purchase payments are payments made within 60 days of contract issue not previously withdrawn.

Terminating the Benefit Protector Plus

•	You may terminate the rider within 30 days of the first rider anniversary.

•	You may terminate the rider within 30 days of any rider anniversary beginning with the seventh rider anniversary.

•	The rider will terminate when you make a full withdrawal from the contract or when annuity payouts begin.

Example of the Benefit Protector Plus

•	You purchase the contract with a payment of $100,000 and you and the annuitant are under age 70. We add a $1,000 purchase payment credit to your contract. You select the MAV death benefit rider.

During the first contract year the contract value grows to $105,000. The death benefit equals MAV death benefit rider, which is the contract value, less any purchase payment credits added to the contract in the last 12 months, or $104,000. You have not reached the first contract anniversary so the Benefit Protector Plus does not provide any additional benefit at this time.

On the first contract anniversary the contract value grows to $110,000. You have not reached the second contract anniversary so the Benefit Protector Plus does not provide any additional benefit beyond what is provided by the Benefit Protector at this time. The death benefit equals:

MAV rider (contract value):	$110,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death (MAV rider minus payments not previously withdrawn):
0.40 × ($110,000 – $100,000) =	+4,000

Total death benefit of:	$114,000
On the second contract anniversary the contract value falls to $105,000. The death benefit equals:
MAV rider (MAV):	$110,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death:
0.40 × ($110,000 – $100,000) =	+4,000
plus 10% of purchase payments made within 60 days of contract issue and not previously withdrawn: 0.10 × $100,000 =	+10,000

Total death benefit of:	$124,000
During the third contract year the contract value remains at $105,000 and you request a partial withdrawal, including the applicable 7% withdrawal charge, of $50,000. We will withdraw $10,500 from your contract value free of charge (10% of your prior anniversary’s contract value). The remainder of the withdrawal is subject to a 7% withdrawal charge because your payment is two years old, so we will withdraw $39,500 ($36,735 + $2,765 in withdrawal charges) from your contract value. Altogether, we will withdraw $50,000 and pay you $47,235. We calculate purchase payments not previously withdrawn as $100,000 – $45,000 = $55,000 (remember that $5,000 of the partial withdrawal is contract earnings). The death benefit equals:

MAV rider (MAV adjusted for partial withdrawals):	$57,619
plus the Benefit Protector Plus benefit which equals 40% of earnings at death:
0.40 × ($57,619 – $55,000) =	+1,048
plus 10% of purchase payments made within 60 days of contract issue and not previously withdrawn: 0.10 × $55,000 =	+5,500

Total death benefit of:	$64,167

 40  RIVERSOURCE NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS

On the third contract anniversary the contract value falls to $40,000. The death benefit equals the death benefit paid during the third contract year. The reduction in contract value has no effect.
On the ninth contract anniversary the contract value grows to a new high of $200,000. Earnings at death reaches its maximum of 250% of purchase payments not previously withdrawn that are one or more years old. Because we are beyond the fourth contract anniversary the Benefit Protector Plus also reaches its maximum of 20%. The death benefit equals:

MAV rider (contract value):	$200,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death, up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old	+55,000
plus 20% of purchase payments made within 60 days of contract issue and not previously withdrawn: 0.20 × $55,000 =	+11,000

Total death benefit of:	$266,000
During the tenth contract year you make an additional purchase payment of $50,000 and we add a purchase payment credit of $500. Your new contract value is now $250,000. The new purchase payment is less than one year old and so it has no effect on the Benefit Protector Plus value. The death benefit equals:

MAV rider (contract value less any purchase payment credits added in the last 12 months):	$249,500
plus the Benefit Protector Plus benefit which equals 40% of earnings at death, up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old	+55,000
plus 20% of purchase payments made within 60 days of contract issue and not previously withdrawn: 0.20 × $55,000 =	+11,000

Total death benefit of:	$315,500
During the eleventh contract year the contract value remains $250,000 and the “new” purchase payment is one year old. The value of the Benefit Protector Plus remains constant. The death benefit equals:

MAV rider (contract value):	$250,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death (MAV rider minus payments not previously withdrawn):
0.40 × ($250,000 – $105,000) =	+58,000
plus 20% of purchase payments made within 60 days of contract issue and not previously withdrawn: 0.20 × $55,000 =	+11,000

Total death benefit of:	$319,000

If your spouse is sole beneficiary and you die before the retirement date, your spouse may keep the contract as owner with the contract value equal to the death benefit that would otherwise have been paid. We will then terminate the Benefit Protector Plus and substitute the applicable death benefit (see “Benefits in Case of Death”).

NOTE: For special tax considerations associated with the Benefit Protector Plus, see “Taxes.”

GUARANTEED MINIMUM INCOME BENEFIT RIDER (GMIB)
The GMIB is intended to provide you with a guaranteed minimum lifetime income regardless of the volatility inherent in the investments in the subaccounts. If the annuitant is between age 73 and age 75 at contract issue, you should consider whether the GMIB is appropriate for your situation because:

•	you must hold the GMIB for 7 years;

•	the GMIB rider terminates* 30 days following the contract anniversary after the annuitant’s 86th birthday;

•	you can only exercise the GMIB within 30 days after a contract anniversary;

•	the MAV we use in the GMIB benefit base to calculate annuity payouts under the GMIB is limited after age 81; and

•	there are additional costs associated with the rider.

*	The rider and annual fee terminate 30 days following the contract anniversary after the annuitant’s 86th birthday, however, if you exercise the GMIB rider before this time, your benefits will continue according to the annuity payout plan you have selected.

Be sure to discuss whether or not the GMIB is appropriate for your situation with your sales representative.

If you are purchasing the contract as a qualified annuity, such as an IRA, and you are planning to begin annuity payouts after the date on which minimum distributions required by the IRS must begin, you should consider whether the GMIB is appropriate for you. Partial withdrawals you take from the contract, including those taken to satisfy required minimum

RIVERSOURCE NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS 41

distributions, will reduce the GMIB benefit base (defined below), which in turn may reduce or eliminate the amount of any annuity payments available under the rider (see “Taxes — Qualified Annuities — Required Minimum Distributions”). Consult a tax advisor before you purchase any GMIB with a qualified annuity, such as an IRA.

If this rider is available in your state and the annuitant is 75 or younger at contract issue, you may choose to add this optional benefit at the time you purchase your contract for an additional annual charge (see “Charges”). You cannot select the GMIB if you add the Performance Credit Rider to your contract. You must elect the GMIB along with the MAV rider at the time you purchase your contract and your rider effective date will be the contract issue date.

In some instances we may allow you to add the GMIB to your contract at a later date if it was not available when you initially purchased your contract. In these instances, we would add the GMIB on the next contract anniversary and this would become the rider effective date. For purposes of calculating the GMIB benefit base under these circumstances, we consider the contract value on the rider effective date to be the initial purchase payment; we disregard all previous purchase payments, purchase payment credits, transfers and withdrawals in the GMIB calculations.

Investment selection under the GMIB: You may allocate your purchase payments and purchase payment credits or transfers to any of the subaccounts, the GPAs or the one-year fixed account. However, we reserve the right to limit the amount you allocate to subaccounts investing in the RiverSource Variable Portfolio – Cash Management Fund to 10% of the total amount in the subaccounts. If we are required to activate this restriction, and you have more than 10% of your subaccount value in this fund, we will send you a notice and ask that you reallocate your contract value so that the 10% limitation is satisfied within 60 days. We will terminate the GMIB if you have not satisfied the limitation after 60 days.

Exercising the GMIB

•	you may only exercise the GMIB within 30 days after any contract anniversary following the expiration of a seven-year waiting period from the rider effective date.

•	the annuitant on the retirement date must be between 50 and 86 years old.

•	you can only take an annuity payout under one of the following annuity payout plans:

Plan A — Life Annuity – no refund

Plan B — Life Annuity with ten years certain

Plan D — Joint and last survivor life annuity – no refund

•	you may change the annuitant for the payouts.

When you exercise your GMIB, you may select a fixed or variable annuity payout plan. Fixed annuity payouts are calculated using the annuity purchase rates based on the “1983 Individual Annuitant Mortality Table A” with 100% Projection Scale G and an interest rate of 3%. Your annuity payouts remain fixed for the lifetime of the annuity payout period.

First year variable annuity payouts are calculated in the same manner as fixed annuity payouts. Once calculated, your annuity payouts remain unchanged for the first year. After the first year, subsequent annuity payouts are variable and depend on the performance of the subaccounts you select. Variable annuity payouts after the first year are calculated using the following formula:

Pt–1 (1 + i) 1.05	= Pt

Pt–1	= prior annuity payout
Pt	= current annuity payout
i	= annualized subaccount performance

Each subsequent variable annuity payout could be more or less than the previous variable annuity payout if the subaccount investment performance is greater or less than the 5% assumed investment rate. If your subaccount performance equals 5%, your annuity payout will be unchanged from the previous annuity payout. If your subaccount performance is in excess of 5%, your variable annuity payout will increase from the previous annuity payout. If your subaccount investment performance is less than 5%, your variable annuity payout will decrease from the previous annuity payout.

The GMIB benchmarks the contract growth at each anniversary against several comparison values and sets the GMIB benefit base (described below) equal to the largest value. The GMIB benefit base, less any applicable premium tax, is the value we apply to the guaranteed annuity purchase rates stated in Table B of the contract to calculate the minimum annuity payouts you will receive if you exercise the GMIB. If the GMIB benefit base is greater than the contract value, the GMIB may provide a higher annuity payout level than is otherwise available. However, the GMIB uses guaranteed annuity purchase rates which may result in annuity payouts that are less than those using the annuity purchase rates that we will apply at annuitization under the standard contract provisions. Therefore, the level of income provided by the GMIB may be less than the income the

 42  RIVERSOURCE NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS

contract otherwise provides. If the annuity payouts through the standard contract provisions are more favorable than the payouts available through the GMIB, you will receive the higher standard payout option. The GMIB does not create contract value or guarantee the performance of any investment option.

GMIB benefit base: If the GMIB is effective at contract issue, the GMIB benefit base is the greatest of:

1.	contract value;

2.	total purchase payments and purchase payment credits minus adjusted partial withdrawals; or

3.	the MAV at the last contract anniversary plus any payments and purchase payment credits since that anniversary minus adjusted partial withdrawals since that anniversary.

Keep in mind that the MAV is limited after age 81.

We reserve the right to exclude from the GMIB benefit base any purchase payments and purchase payment credits you make in the five years before you exercise the GMIB. We would do so only if such payments and credits total $50,000 or more or if they are 25% or more of total contract payments and credits. If we exercise this right, we subtract each payment and purchase payment credit adjusted for market value from the contract value and the MAV.

For each payment and purchase payment credit, we calculate the market value adjustment to the contract value and the MAV as:

PMT × CVG ECV

PMT =	each purchase payment and purchase payment credit made in the five years before you exercise the GMIB.

CVG =	current contract value at the time you exercise the GMIB.

ECV =	the estimated contract value on the anniversary prior to the payment in question. We assume that all payments, purchase payment credits and partial withdrawals occur at the beginning of a contract year.

Terminating the GMIB

•	You may terminate the rider within 30 days after the first rider anniversary.

•	You may terminate the rider any time after the seventh rider anniversary.

•	The rider will terminate on the date:

–	you make a full withdrawal from the contract;

–	a death benefit is payable; or

–	you choose to begin taking annuity payouts under the regular contract provisions.

•	The GMIB rider will terminate* 30 days following the contract anniversary after the annuitant’s 86th birthday.

*	The rider and annual fee terminate 30 days following the contract anniversary after the annuitant’s 86th birthday, however, if you exercise the GMIB rider before this time, your benefits will continue according to the annuity payout plan you have selected.

Example

•	You purchase the contract during the 2003 calendar year with a payment of $100,000 and we add a $1,000 purchase payment credit to your contract. You allocate all your purchase payments and purchase payment credits to the subaccounts.

•	There are no additional purchase payments and no partial withdrawals.

•	Assume the annuitant is male and age 55 at contract issue. For the joint and last survivor option (annuity payout Plan D), the joint annuitant is female and age 55 at contract issue.

RIVERSOURCE NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS 43

Taking into account fluctuations in contract value due to market conditions, we calculate the GMIB benefit base as:

Contract				GMIB
anniversary	Contract value	Purchase payments	MAV	benefit base

1	$107,000	$101,000	$107,000

2	125,000	101,000	125,000

3	132,000	101,000	132,000

4	150,000	101,000	150,000

5	85,000	101,000	150,000

6	120,000	101,000	150,000

7	138,000	101,000	150,000	$150,000

8	152,000	101,000	152,000	152,000

9	139,000	101,000	152,000	152,000

10	126,000	101,000	152,000	152,000

11	138,000	101,000	152,000	152,000

12	147,000	101,000	152,000	152,000

13	163,000	101,000	163,000	163,000

14	159,000	101,000	163,000	163,000

15	215,000	101,000	215,000	215,000

NOTE: The MAV is limited after age 81, but, the GMIB benefit base may increase if the contract value increases. However, you should keep in mind that you are always entitled to annuitize using the contract value without exercising the GMIB.

If you annuitize the contract within 30 days after a contract anniversary, the payout under a fixed annuity option (which is the same as the minimum payout for the first year under a variable annuity option) would be:

				Minimum Guaranteed Monthly Income
Contract			Plan A –	Plan B –	Plan D – joint and
anniversary	GMIB		life annuity —	life annuity with	last survivor life
at exercise	benefit base		no refund	ten years certain	annuity — no refund

10	$152,000	(MAV)	$785.84	$766.08	$627.76

15	215,000	(Contract Value = MAV)	1,272.80	1,212.60	984.70

The payouts above are shown at guaranteed annuity rates of 3% as stated in Table B of the contract. Payouts under the standard provisions of this contract will be based on our annuity rates in effect at annuitization and are guaranteed to be greater than or equal to the guaranteed annuity rates stated in Table B of the contract. The fixed annuity payout available under the standard provisions of this contract would be at least as great as shown below:

Contract		Plan A –	Plan B –	Plan D – joint and
anniversary	Contract	life annuity —	life annuity with	last survivor life
at exercise	value	no refund	ten years certain	annuity — no refund

10	$126,000	$651.42	$635.04	$520.38

15	215,000	1,272.80	1,212.60	984.70

In this example, at the 15th contract anniversary you would not experience a benefit from the GMIB as the payout available to you is equal to or less than the payout available under the standard provisions of the contract.

Remember that after the first year, lifetime income payouts under a variable annuity payout option will depend on the investment performance of the subaccounts you select. If your subaccount performance is 5%, your annuity payout will be unchanged from the previous annuity payout. If your subaccount performance is in excess of 5%, your variable annuity payout will increase from the previous annuity payout. If your subaccount investment performance is less than 5%, your variable annuity payout will decrease from the previous annuity payout.

PERFORMANCE CREDIT RIDER (PCR)
The PCR is intended to provide you with an additional benefit if your earnings are less than the target value on the tenth rider anniversary (see below). This is an optional benefit you may select for an additional charge (see “Charges”). The PCR does not provide any additional benefit before the tenth rider anniversary and it may not be appropriate for issue ages 75 or older due to this required holding period. Be sure to discuss with your investment professional whether or not the PCR is appropriate for your situation.

 44  RIVERSOURCE NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS

If the PCR is available in your state, you may choose to add this benefit to your contract at issue. You cannot select the PCR if you select the GMIB.

In some instances we may allow you to add the PCR to your contract at a later date if it was not available when you initially purchased your contract. In these instances, we would add the PCR on the next contract anniversary and this would become the rider effective date. For purposes of calculating the target value under these circumstances, we consider the contract value on the rider effective date to be the first contract year’s purchase payments and purchase payment credits.

Investment selection under the PCR: You may allocate your purchase payments and purchase payment credits or transfers to any of the subaccounts, the GPAs or the one-year fixed account. However, we reserve the right to limit the aggregate amount in the GPAs and the one-year fixed account and amounts you allocate to subaccounts investing in the RiverSource® Variable Portfolio – Cash Management Fund to 10% of your total contract value. If we are required to activate this restriction, and you have more than 10% of your contract value in these accounts, we will send you a notice and ask that you reallocate your contract value so that the 10% limitation is satisfied within 60 days. We will terminate the PCR if you have not satisfied the limitation after 60 days.

Target value: We calculate the target value on each rider anniversary. There is no target value prior to the first rider anniversary. On the first rider anniversary we set the target value equal to your first year’s purchase payments and purchase payment credits minus the target value adjusted partial withdrawals accumulated at an annual effective rate of 7.2%. Every rider anniversary after that, we recalculate the target value by accumulating the prior anniversary’s target value and any additional purchase payments and purchase payment credits minus the target value adjusted partial withdrawals at an annual effective rate of 7.2%.

Target value adjusted partial withdrawals	=	PW × TV CV

PW = the partial withdrawal including any applicable withdrawal charge or MVA.

TV  = the target value on the date of (but prior to) the partial withdrawal.

CV  = contract value on the date of (but prior to) the partial withdrawal.

Exercising the PCR: We will inform you if your contract value did not meet or exceed the target value after your tenth rider anniversary. If your contract value is less than the target value on the tenth rider anniversary you can choose either of the following benefits:

Option A) You may choose to accept a PCR credit to your contract equal to:

5% × (PP – PCRPW – PP5)

   PP = total purchase payments and purchase payment credits.

PCRPW =	PCR adjusted partial withdrawals. The PCR adjusted partial withdrawal amount is an adjustment we make to determine the proportionate amount of any partial withdrawal attributable to purchase payments received five or more years before the target value is calculated (on the tenth year rider anniversary). For a more detailed description of the PCR adjusted partial withdrawal please see Appendix A.

PP5 =	purchase payments and purchase payment credits made in the prior five years. We apply the PCR credit to your contract on the tenth rider anniversary and allocate it among the fixed accounts and subaccounts according to your current asset allocation.

Option B)	You may choose to begin receiving annuity payouts (only with lifetime income plans; you may not choose Annuity Payout Plan E) within 60 days of the tenth rider anniversary and receive an additional 5% PCR credit (for a total PCR credit of 10%) as calculated in (a).

We will assume that you elected PCR Option A unless we receive your request to begin a lifetime annuity payout plan within 60 days after the tenth rider anniversary.

If you select PCR Option A, we will restart the ten-year calculation period for the PCR on the tenth rider anniversary and every ten years after that while you own the contract. We use the contract value (including any credits) on that anniversary as your first contract year’s payments for calculating the target value and any applicable PCR credit. We may then apply additional PCR credits to your contract at the end of each ten-year period as described above.

PCR reset: You can elect to lock in your contract growth by restarting the ten-year PCR calculation period on any contract anniversary. If you elect to restart the calculation period, the contract value on the restart date is used as the first year’s payments and credits for the calculating the target value and any applicable PCR credit. If you select PCR Option A, the next ten-year calculation period for the PCR will restart at the end of this new ten-year period. We must receive your request to restart the PCR calculation period within 30 days after a contract anniversary.

RIVERSOURCE NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS 45

Terminating the PCR

•	You may terminate the PCR within 30 days following the first rider anniversary.

•	You may terminate the PCR within 30 days following the later of the tenth rider anniversary or the last rider reset date.

•	The PCR will terminate on the date:

–	you make a full withdrawal from the contract,

–	that a death benefit is payable, or

–	you choose to begin taking annuity payouts.

Example

•	You purchase the contract with a payment of $100,000 and we add a $1,000 purchase payment credit to the contract

•	There are no additional purchase payments and no partial withdrawals

•	On the tenth contract anniversary the contract value is $200,000

•	We determine the target value on the tenth contract anniversary as our purchase payments and credits accumulated at an annual effective rate of 7.2% = $101,000 × (1.072)[10] = $101,000 × 2.00423 = $202,427.

Your contract value ($200,000) is less than the target value ($202,427). Assuming you select PCR Option A, we add a PCR credit to your contract calculated as follows:

5% × (PP – PCRPW – PP5) = 0.05 × ($101,000 – 0 – 0) = $5,050.

After application of the PCR credit, your total contract value would be $205,050.

•	During the eleventh contract year, the contract value grows to $210,000 and you choose to begin receiving annuity payouts under a lifetime income plan. We would now add another PCR credit to your contract. Because you have not made any additional purchase payments or partial withdrawals the amount of this new credit is the same as the PCR credit we added to your contract on the tenth contract anniversary ($5,050). After adding this new PCR credit to your contract, your total contract value would be $215,050 and we would use this amount to determine your monthly annuity payout amount.

•	If you had elected not to receive annuity payouts, the PCR ten-year calculation period would restart on the tenth contract anniversary with the target values first year’s payments equal to $205,050. We would make the next PCR credit determination on the twentieth contract anniversary.

The Annuity Payout Period

As owner of the contract, you have the right to decide how and to whom annuity payouts will be made starting at the retirement date. You may select one of the annuity payout plans outlined below, or we may mutually agree on other payout arrangements. We do not deduct any withdrawal charges under the payout plans listed below, except under annuity payout Plan E.

You also decide whether we will make annuity payouts on a fixed or variable basis, or a combination of fixed and variable. The amount available to purchase payouts under the plan you select is the contract value on your retirement date after any rider charges have been deducted, plus any positive or negative MVA (less any applicable premium tax). Additionally, we currently allow you to use part of the amount available to purchase payouts, leaving any remaining contract value to accumulate on a tax-deferred basis. If you select a variable annuity payout, we reserve the right to limit the number of subaccounts in which you may invest. The GPAs are not available during this payout period.

Amounts of fixed and variable payouts depend on:

•	the annuity payout plan you select;

•	the annuitant’s age and, in most cases, sex;

•	the annuity table in the contract; and

•	the amounts you allocated to the accounts at settlement.

In addition, for variable annuity payouts only, amounts depend on the investment performance of the subaccounts you select. These payouts will vary from month to month because the performance of the funds will fluctuate. Fixed payouts remain the same from month to month.

For information with respect to transfers between accounts after annuity payouts begin (see “Making the Most of Your Contract — Transfer policies”).

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ANNUITY TABLES
The annuity tables in your contract (Table A and Table B) show the amount of the monthly payout for each $1,000 of contract value according to the age and, when applicable, the annuitant’s sex. (Where required by law, we will use a unisex table of settlement rates.)

Table A shows the amount of the first monthly variable annuity payout assuming that the contract value is invested at the beginning of the annuity payout period and earns a 5% rate of return, which is reinvested and helps to support future payouts. If you ask us at least 30 days before the retirement date, we will substitute an annuity table based on an assumed 3.5% investment rate for the 5% Table A in the contract. The assumed investment rate affects both the amount of the first payout and the extent to which subsequent payouts increase or decrease. For example, annuity payouts will increase if the investment return is above the assumed investment rate and payouts will decrease if the return is below the assumed investment rate. Using a 5% assumed interest rate results in a higher initial payout, but later payouts will increase more slowly when annuity unit values rise and decrease more rapidly when they decline.

Table B shows the minimum amount of each fixed annuity payout. We declare current payout rates that we use in determining the actual amount of your fixed annuity payout. The current payout rates will equal or exceed the guaranteed payout rates shown in Table B. We will furnish these rates to you upon request.

ANNUITY PAYOUT PLANS
You may choose any one of these annuity payout plans by giving us written instructions at least 30 days before contract values are used to purchase the payout plan. Generally, you may select one of the Plans A through E below or another plan agreed to by us.

•	Plan A – Life annuity — no refund: We make monthly payouts until the annuitant’s death. Payouts end with the last payout before the annuitant’s death. We will not make any further payouts. This means that if the annuitant dies after we made only one monthly payout, we will not make any more payouts.

•	Plan B – Life annuity with five, ten or 15 years certain: We make monthly payouts for a guaranteed payout period of five, ten or 15 years that you elect. This election will determine the length of the payout period to the beneficiary if the annuitant should die before the elected period expires. We calculate the guaranteed payout period from the retirement date. If the annuitant outlives the elected guaranteed payout period, we will continue to make payouts until the annuitant’s death.

•	Plan C – Life annuity — installment refund: We make monthly payouts until the annuitant’s death, with our guarantee that payouts will continue for some period of time. We will make payouts for at least the number of months determined by dividing the amount applied under this option by the first monthly payout, whether or not the annuitant is living.

•	Plan D – Joint and last survivor life annuity — no refund: We make monthly payouts while both the annuitant and a joint annuitant are living. If either annuitant dies, we will continue to make monthly payouts at the full amount until the death of the surviving annuitant. Payouts end with the death of the second annuitant.

•	Plan E – Payouts for a specified period: We make monthly payouts for a specific payout period of ten to 30 years that you elect. We will make payouts only for the number of years specified whether the annuitant is living or not. Depending on the selected time period, it is foreseeable that an annuitant can outlive the payout period selected. During the payout period, you can elect to have us determine the present value of any remaining variable payouts and pay it to you in a lump sum. We determine the present value of the remaining annuity payouts which are assumed to remain level at the initial payout. The discount rate we use in the calculation is 5.17% for the assumed investment return of 3.5% and 6.67% for the assumed investment return of 5.0%. (See “Charges — Withdrawal charge under Annuity Payout Plan E.”) A 10% IRS penalty tax could apply if you take a withdrawal. (See “Taxes.”)

Annuity payout plan requirements for qualified annuities: If your contract is a qualified annuity, you must select a payout plan as of the retirement date set forth in your contract. You have the responsibility for electing a payout plan under your contract that complies with applicable law. Your contract describes your payout plan options. The options will meet certain IRS regulations governing RMDs if the payout plan meets the incidental distribution benefit requirements, if any, and the payouts are made:

•	in equal or substantially equal payments over a period not longer than your life expectancy, or over the joint life expectancy of you and your designated beneficiary; or

•	over a period certain not longer than your life expectancy or over the joint life expectancy of you and your designated beneficiary.

If we do not receive instructions: You must give us written instructions for the annuity payouts at least 30 days before the annuitant’s retirement date. If you do not, we will make payouts under Plan B, with 120 monthly payouts guaranteed.

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If monthly payouts would be less than $20: We will calculate the amount of monthly payouts at the time the contract value is used to purchase a payout plan. If the calculations show that monthly payouts would be less than $20, we have the right to pay the contract value to the owner in a lump sum or to change the frequency of the payouts.

Death after annuity payouts begin: If you or the annuitant die after annuity payouts begin, we will pay any amount payable to the beneficiary as provided in the annuity payout plan in effect.

Taxes

Under current law, your contract has a tax-deferral feature. Generally, this means you do not pay income tax until there is a taxable distribution (or deemed distribution) from the contract. We will send a tax information reporting form for any year in which we made a taxable or reportable distribution according to our records.

NONQUALIFIED ANNUITIES
Generally, only the increase in the value of a non-qualified annuity contract over the investment in the contract is taxable. Certain exceptions apply. Federal tax law requires that all nonqualified deferred annuity contracts issued by the same company (and possibly its affiliates) to the same owner during a calendar year be taxed as a single, unified contract when distributions are taken from any one of those contracts.

Annuity payouts: Generally, unlike withdrawals described below, the taxation of annuity payouts are subject to exclusion ratios, i.e. in most cases, a portion of each payout will be ordinary income and subject to tax, and a portion of each payout will be considered a return of part of your investment in the contract and will not be taxed. All amounts you receive after your investment in the contract is fully recovered will be subject to tax. Under Annuity Payout Plan A: Life annuity — no refund, where the annuitant dies before your investment in the contract is fully recovered, the remaining portion of the unrecovered investment may be available as a federal income tax deduction to the owner for the last taxable year. Under all other annuity payout plans, where the annuity payouts end before your investment in the contract is fully recovered, the remaining portion of the unrecovered investment may be available as a federal income tax deduction to the taxpayer for the tax year in which the payouts end. (See “The Annuity Payout Period — Annuity Payout Plans.”)

Beginning in 2011, federal tax law permits taxpayers to annuitize a portion of their nonqualified annuity while leaving the remaining balance to continue to grow tax-deferred. Under the new partial annuitization rules, the portion annuitized must be received as an annuity for a period of 10 years or more, or for the lives of one or more individuals. If this requirement is met, the annuitized portion and the tax-deferred balance will generally be treated as two separate contracts for income tax purposes only. If a contract is partially annuitized, the investment in the contract is allocated between the deferred and the annuitized portions on a pro rata basis.

Withdrawals: Generally, if you withdraw all or part of your nonqualified annuity before your annuity payouts begin, including withdrawals under any optional withdrawal benefit rider, your withdrawal will be taxed to the extent that the contract value immediately before the withdrawal exceeds the investment in the contract. Different rules may apply if you exchange another contract into this contract.

You also may have to pay a 10% IRS penalty for withdrawals of taxable income you make before reaching age 59 1/2 unless certain exceptions apply.

Withholding: If you receive taxable income as a result of an annuity payout or withdrawal, including withdrawals under any optional withdrawal benefit rider, we may deduct federal, and in some cases state withholding against the payment. Any withholding represents a prepayment of your tax due for the year. You take credit for these amounts on your annual income tax return. As long as you have provided us with a valid Social Security Number or Taxpayer Identification Number, and you have a valid U.S. address, you may be able to elect not to have any withholding occur.

If the payment is part of an annuity payout plan, we generally compute the amount of federal income tax withholding using payroll tables. You may provide us with a statement of how many exemptions to use in calculating the withholding. If the distribution is any other type of payment (such as partial or full withdrawal) we compute federal income tax withholding using 10% of the taxable portion.

The federal income tax withholding requirements differ if we deliver payment outside the United States or you are a non-resident alien.

Some states also may impose income tax withholding requirements similar to the federal withholding described above. If this should be the case, we may deduct state income tax withholding from the payment.

Death benefits to beneficiaries: The death benefit under a nonqualified contract is not exempt from estate (federal or state) taxes. In addition, for income tax purposes, any amount your beneficiary receives that exceeds the investment in the contract is

 48  RIVERSOURCE NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS

taxable as ordinary income to the beneficiary in the year he or she receives the payments. (See also “Benefits in Case of Death — If You Die Before the Retirement Start Date”).

Net Investment Income Tax (also known as Medicare contribution tax): Effective for taxable years beginning on or after January 1, 2013, certain high-income individuals (as well as estates and trusts) are subject to a new 3.8% net investment income tax (as an addition to income taxes). For individuals, the 3.8% tax applies to the lesser of (1) the amount by which the taxpayer’s modified adjusted gross income exceeds $200,000 ($250,000 for married filing jointly and surviving spouses; $125,000 for married filing separately) or (2) the taxpayer’s “net investment income.” Net investment income includes taxable income from nonqualified annuities. Annuity holders are advised to consult their tax advisor regarding the possible implications of this additional tax.

Annuities owned by corporations, partnerships or irrevocable trusts: For nonqualified annuities, any annual increase in the value of annuities held by such entities (nonnatural persons) generally will be treated as ordinary income received during that year. However, if the trust was set up for the benefit of a natural person(s) only, the income may remain tax-deferred until withdrawn or paid out.

Penalties: If you receive amounts from your nonqualified annuity before reaching age 59 1/2, you may have to pay a 10% IRS penalty on the amount includable in your ordinary income. However, this penalty will not apply to any amount received:

•	because of your death or in the event of nonnatural ownership, the death of the annuitant;

•	because you become disabled (as defined in the Code);

•	if the distribution is part of a series of substantially equal periodic payments, made at least annually, over your life or life expectancy (or joint lives or life expectancies of you and your beneficiary);

•	if it is allocable to an investment before Aug. 14, 1982; or

•	if annuity payouts are made under immediate annuities as defined by the Code.

Transfer of ownership: Generally, if you transfer ownership of a nonqualified annuity without receiving adequate consideration, the transfer may be taxed as a withdrawal for federal income tax purposes. If the transfer is a currently taxable event for income tax purposes, the original owner will be taxed on the amount of deferred earnings at the time of the transfer and also may be subject to the 10% IRS penalty discussed earlier. In this case, the new owner’s investment in the contract will be equal to the investment in the contract at the time of the transfer plus any earnings included in the original owner’s taxable income as a result of the transfer. In general, this rule does not apply to transfers between spouses or former spouses. Similar rules apply if you transfer ownership for full consideration. Please consult your tax advisor for further details.

1035 Exchanges: Section 1035 of the Code permits nontaxable exchanges of certain insurance policies, endowment contracts, annuity contracts and qualified long-term care insurance contracts, while providing for continued tax deferral of earnings. In addition, Section 1035 permits the carryover of the investment in the contract from the old policy or contract to the new policy or contract. In a 1035 exchange one policy or contract is exchanged for another policy or contract. The following are nontaxable exchanges: (1) the exchange of a life insurance policy for another life insurance policy or for an endowment, annuity or qualified long-term care insurance contract, (2) the exchange of an endowment contract for an annuity contract, or for an endowment contract under which payments will begin no later than payments would have begun under the contract exchanged, (3) the exchange of an annuity contract for another annuity contract or for a qualified long-term insurance contract, and (4) the exchange of a qualified long-term care insurance contract for a qualified long-term care insurance contract. Additionally, other tax rules may apply. However, if the insurance policy has an outstanding loan, there may be tax consequences. Depending on the issue date of your original policy or contract, there may be tax or other benefits that are given up to gain the benefits of the new policy or contract. Consider whether the features and benefits of the new policy or contract outweigh any tax or other benefits of the old contract.

For a partial exchange of an annuity contract for another annuity contract, the 1035 exchange is generally tax-free. The investment in the original contract and the earnings on the contract will be allocated proportionately between the original and new contracts. However, per IRS Revenue Procedure 2011-38, if withdrawals are taken from either contract within the 180-day period following an exchange, the IRS will apply general tax principles to determine the appropriate tax treatment of the exchange and subsequent withdrawal. As a result, there may be unexpected tax consequences. You should consult your tax advisor before taking any withdrawal from either contract during the 180-day period following a partial exchange. Different IRS limitations on withdrawals apply to partial exchanges completed prior to October 24, 2011.

Assignment: If you assign or pledge your contract as collateral for a loan, earnings on purchase payments you made after Aug. 13, 1982 will be taxed as a deemed distribution and you may have to pay a 10% IRS penalty.

QUALIFIED ANNUITIES
Adverse tax consequences may result if you do not ensure that contributions, distributions and other transactions under the contract comply with the law. Qualified annuities have minimum distribution rules that govern the timing and amount of

RIVERSOURCE NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS 49

distributions. You should refer to your retirement plan’s Summary Plan Description, your IRA disclosure statement, or consult a tax advisor for additional information about the distribution rules applicable to your situation.

When you use your contract to fund a retirement plan or IRA that is already tax-deferred under the Code, the contract will not provide any necessary or additional tax deferral. If your contract is used to fund an employer sponsored plan, your right to benefits may be subject to the terms and conditions of the plan regardless of the terms of the contract.

Annuity payouts: Under a qualified annuity, except a Roth IRA, Roth 401(k) or Roth 403(b), the entire payout generally is includable as ordinary income and is subject to tax unless: (1) the contract is an IRA to which you made non-deductible contributions; or (2) you rolled after-tax dollars from a retirement plan into your IRA; or (3) the contract is used to fund a retirement plan and you or your employer have contributed after-tax dollars.

Annuity payouts from Roth IRAs: In general, the entire payout from a Roth IRA can be free from income and penalty taxes if you have attained age 59 1/2 and meet the five year holding period.

Withdrawals: Under a qualified annuity, except a Roth IRA, Roth 401(k) or Roth 403(b), the entire withdrawal will generally be includable as ordinary income and is subject to tax unless: (1) the contract is an IRA to which you made non-deductible contributions; or (2) you rolled after-tax dollars from a retirement plan into your IRA; or (3) the contract is used to fund a retirement plan and you or your employer have contributed after-tax dollars.

Withdrawals from Roth IRAs: In general, the entire payout from a Roth IRA can be free from income and penalty taxes if you have attained age 59 1/2 and meet the five year holding period.

Required Minimum Distributions: Retirement plans (except for Roth IRAs) are subject to required withdrawals called required minimum distributions (“RMDs”) beginning at age 70 1/2. RMDs are based on the fair market value of your contract at year-end divided by the life expectancy factor. Certain death benefits and optional riders may be considered in determining the fair market value of your contract for RMD purposes. This may cause your RMD to be higher. Inherited IRAs (including inherited Roth IRAs) are subject to special required minimum distribution rules. You should consult your tax advisor prior to making a purchase for an explanation of the potential tax implications to you.

Withholding for IRAs, Roth IRAs, SEPs and SIMPLE IRAs: If you receive taxable income as a result of an annuity payout or a withdrawal, including withdrawals under any optional withdrawal benefit rider, we may deduct withholding against the payment. Any withholding represents a prepayment of your tax due for the year. You take credit for these amounts on your annual income tax return. As long as you have provided us with a valid Social Security Number or Taxpayer Identification Number, you can elect not to have any withholding occur.

If the payment is part of an annuity payout plan, we generally compute the amount of federal income tax withholding using payroll tables. You may provide us with a statement of how many exemptions to use in calculating the withholding. If the distribution is any other type of payment (such as a partial or full withdrawal) we compute federal income tax withholding using 10% of the taxable portion.

The federal income tax withholding requirements differ if we deliver payment outside the United States or you are a non-resident alien.

Some states also may impose income tax withholding requirements similar to the federal withholding described above. If this should be the case, we may deduct state income tax withholding from the payment.

Withholding for all other qualified annuities: If you receive directly all or part of the contract value from a qualified annuity, mandatory 20% federal income tax withholding (and possibly state income tax withholding) generally will be imposed at the time the payout is made from the plan. Any withholding represents a prepayment of your tax due for the year. You take credit for these amounts on your annual income tax return. This mandatory withholding will not be imposed if instead of receiving the distribution check, you elect to have the distribution rolled over directly to an IRA or another eligible plan. Payments made to a surviving spouse instead of being directly rolled over to an IRA are also subject to mandatory 20% income tax withholding.

In the below situations, the distribution is subject to an optional 10% withholding instead of the mandatory 20% withholding. We will withhold 10% of the distribution amount unless you elect otherwise.

•	the payout is one in a series of substantially equal periodic payouts, made at least annually, over your life or life expectancy (or the joint lives or life expectancies of you and your designated beneficiary) or over a specified period of 10 years or more;

•	the payout is a RMD as defined under the Code;

•	the payout is made on account of an eligible hardship; or

•	the payout is a corrective distribution.

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State withholding also may be imposed on taxable distributions.

Penalties: If you receive amounts from your qualified contract before reaching age 59 1/2, you may have to pay a 10% IRS penalty on the amount includable in your ordinary income. However, this penalty generally will not apply to any amount received:

•	because of your death;

•	because you become disabled (as defined in the Code);

•	if the distribution is part of a series of substantially equal periodic payments made at least annually, over your life or life expectancy (or joint lives or life expectancies of you and your beneficiary);

•	if the distribution is made following severance from employment during the calendar year in which you attain age 55 (TSAs and annuities funding 401(a) plans only);

•	to pay certain medical or education expenses (IRAs only); or

•	if the distribution is made from an inherited IRA.

Death benefits to beneficiaries: The entire death benefit generally is taxable as ordinary income to the beneficiary in the year he/she receives the payments from the qualified annuity. If you made non-deductible contributions to a traditional IRA, the portion of any distribution from the contract that represents after-tax contributions is not taxable as ordinary income to your beneficiary. You are responsible for keeping all records tracking your non-deductible contributions to an IRA. Death benefits under a Roth IRA generally are not taxable as ordinary income to the beneficiary if certain distribution requirements are met. (See also “Benefits in Case of Death — If you Die Before the Retirement Date”).

Change of retirement plan type: IRS regulations allow for rollovers of certain retirement plan distributions. In some circumstances, you may be able to have an intra-contract rollover, keeping the same features and conditions. If the annuity contract you have does not support an intra-contract rollover, you are able to request an IRS approved rollover to another annuity contract or other investment product that you choose. If you choose another annuity contract or investment product, you will be subject to new rules, including a new withdrawal charge schedule for an annuity contract, or other product rules as applicable.

Assignment: You may not assign or pledge your qualified contract as collateral for a loan.

OTHER
Special considerations if you select any optional rider: As of the date of this prospectus, we believe that charges related to these riders are not subject to current taxation. Therefore, we will not report these charges as partial withdrawals from your contract. However, the IRS may determine that these charges should be treated as partial withdrawals subject to taxation to the extent of any gain as well as the 10% tax penalty for withdrawals before the age of 59 1/2, if applicable.

We reserve the right to report charges for these riders as partial withdrawals if we, as a withholding and reporting agent, believe that we are required to report them. In addition, we will report any benefits attributable to these riders on the death of you or the annuitant as an annuity death benefit distribution, not as proceeds from life insurance.

Important: Our discussion of federal tax laws is based upon our understanding of current interpretations of these laws. Federal tax laws or current interpretations of them may change. For this reason and because tax consequences are complex and highly individual and cannot always be anticipated, you should consult a tax advisor if you have any questions about taxation of your contract.

RiverSource Life’s tax status: We are taxed as a life insurance company under the Code. For federal income tax purposes, the subaccounts are considered a part of our company, although their operations are treated separately in accounting and financial statements. Investment income is reinvested in the fund in which each subaccount invests and becomes part of that subaccount’s value. This investment income, including realized capital gains, is not subject to any withholding for federal or state income taxes. We reserve the right to make such a charge in the future if there is a change in the tax treatment of variable annuities or in our tax status as we then understand it.

Tax qualification: We intend that the contract qualify as an annuity for federal income tax purposes. To that end, the provisions of the contract are to be interpreted to ensure or maintain such tax qualification, in spite of any other provisions of the contract. We reserve the right to amend the contract to reflect any clarifications that may be needed or are appropriate to maintain such qualification or to conform the contract to any applicable changes in the tax qualification requirements. We will send you a copy of any amendments.

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Voting Rights

As a contract owner with investments in the subaccounts, you may vote on important fund policies until annuity payouts begin. Once they begin, the person receiving them has voting rights. We will vote fund shares according to the instructions of the person with voting rights.

Before annuity payouts begin, the number of votes you have is determined by applying your percentage interest in each subaccount to the total number of votes allowed to the subaccount.

After annuity payouts begin, the number of votes you have is equal to:

•	the reserve held in each subaccount for your contract; divided by

•	the net asset value of one share of the applicable fund.

As we make annuity payouts, the reserve for the contract decreases; therefore, the number of votes also will decrease.

We calculate votes separately for each subaccount. We will send notice of shareholders’ meetings, proxy materials and a statement of the number of votes to which the voter is entitled. We will vote shares for which we have not received instructions in the same proportion as the votes for which we received instructions. We also will vote the shares for which we have voting rights in the same proportion as the votes for which we received instructions.

Substitution of Investments

We may substitute the funds in which the subaccounts invest if:

•	laws or regulations change;

•	the existing funds become unavailable; or

•	in our judgment, the funds no longer are suitable (or are not the most suitable) for the subaccounts.

If any of these situations occur, and if we believe it is in the best interest of persons having voting rights under the contract, we have the right to substitute a fund currently listed in this prospectus (existing fund) for another fund (new fund). The new fund may have higher fees and/or operating expenses than the existing fund. Also, the new fund may have investment objectives and policies and/or investment advisers which differ from the existing fund.

We may also:

•	add new subaccounts;

•	combine any two or more subaccounts;

•	transfer assets to and from the subaccounts or the variable account; and

•	eliminate or close any subaccounts.

We will notify you of any substitution or change. If we notify you that a subaccount will be eliminated or closed, you will have a certain period of time to tell us where to reallocate purchase payments or contract value currently allocated to that subaccount. If we do not receive your reallocation instructions by the due date, we automatically will reallocate to the subaccount investing in the Columbia Variable Portfolio — Cash Management Fund (Class 3). You may then transfer this reallocated amount in accordance with the transfer provisions of your contract (see “Transferring Between Accounts” above).

In the event of substitution or any of these changes, we may amend the contract and take whatever action is necessary and appropriate without your consent or approval. However, we will not make any substitution or change without the necessary approval of the SEC and state insurance departments.

About the Service Providers

PRINCIPAL UNDERWRITER
RiverSource Distributors, Inc. (“RiverSource Distributors”), our affiliate, serves as the principal underwriter of the contract. Its offices are located at 70100 Ameriprise Financial Center, Minneapolis, MN 55474. RiverSource Distributors is a wholly-owned subsidiary of Ameriprise Financial, Inc.

Although we no longer offer the contract for sale, you may continue to make purchase payments if permitted under the terms of your contract. We pay commissions to an affiliated selling firm of up to 7.705% as well as service/trail commissions of up to 1.00% based on annual total contract value for as long as the contract remains in effect. We also may pay an additional sales commission of up to 1.00% of purchase payments for a period of time we select. These commissions do not change depending on which subaccounts you choose to allocate your purchase payments.

 52  RIVERSOURCE NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS

From time to time and in accordance with applicable laws and regulations, we may also pay or provide the selling firm with various cash and non-cash promotional incentives including, but not limited to bonuses, short-term sales incentive payments, marketing allowances, costs associated with sales conferences and educational seminars and sales recognition awards.

A portion of the payments made to the selling firm may be passed on to its sales representatives in accordance with its internal compensation programs. Those programs may also include other types of cash and non-cash compensation and other benefits.

Ask your sales representative for further information about what your sales representative and the selling firm for which he or she works may receive in connection with your contract.

We pay the commissions and other compensation described above from our assets. Our assets include:

•	revenues we receive from fees and expenses that you will pay when buying, owning and making a withdrawal from the contract (see “Expense Summary”);

•	compensation we or an affiliate receive from the underlying funds in the form of distribution and services fees (see “The Variable Account and the Funds — The funds”);

•	compensation we or an affiliate receive from a fund’s investment adviser, subadviser, distributor or an affiliate of any of these (see “The Variable Account and the Funds — The funds”); and

•	revenues we receive from other contracts and policies we sell that are not securities and other businesses we conduct.

You do not directly pay the commissions and other compensation described above as the result of a specific charge or deduction under the contract. However, you may pay part of all of the commissions and other compensation described above indirectly through:

•	fees and expenses we collect from contract owners, including withdrawal charges; and

•	fees and expenses charged by the underlying funds in which the subaccounts you select invest, to the extent we or one of our affiliates receive revenue from the funds or an affiliated person.

ISSUER
RiverSource Life issues the contracts. We are located at 70100 Ameriprise Financial Center, Minneapolis, MN 55474 and are a wholly-owned subsidiary of Ameriprise Financial, Inc.

We conduct a conventional life insurance business. We are licensed to do business in 49 states, the District of Columbia and American Samoa. Our primary products currently include fixed and variable annuity contracts and life insurance policies.

LEGAL PROCEEDINGS
Life insurance companies have been the subject of increasing regulatory, legislative and judicial scrutiny. Numerous state and federal regulatory agencies have commenced examinations and other inquiries of insurance companies regarding sales and marketing practices (including sales to older consumers and disclosure practices), claims handling, and unclaimed property and escheatment practices and procedures. With regard to an industry-wide investigation of unclaimed property and escheatment practices and procedures, RiverSource Life is responding to regulatory audits, market conduct examinations and other inquiries (including inquiries from the State of Minnesota). RiverSource Life has cooperated with and will continue to cooperate with the applicable regulators regarding their inquiries.

RiverSource Life is involved in the normal course of business in a number of other legal and arbitration proceedings concerning matters arising in connection with the conduct of its business activities. RiverSource Life believes that it is not a party to, nor are any of its properties the subject of, any pending legal, arbitration or regulatory proceedings that would have a material adverse effect on its consolidated financial condition, results of operations or liquidity. However, it is possible that the outcome of any such proceedings could have a material adverse impact on results of operations in any particular reporting period as the proceedings are resolved.

Additional Information

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
RiverSource Life is incorporating by reference in this prospectus information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information that we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC automatically will update and supersede this information. The Annual Report on Form 10-K of RiverSource Life Insurance Company for the year ended December 31, 2012, File No. 33-28976, that we previously filed with the SEC under the Securities Exchange Act of 1934 (1934 Act) is incorporated by reference into this prospectus, as well as all of our subsequent annual reports on Form 10-K,

RIVERSOURCE NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS 53

quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC under the 1934 Act. To access this document, see “SEC Filings” under “Investors Relations” on our website at www.ameriprise.com.

RiverSource Life will furnish you without charge a copy of any or all of the documents incorporated by reference into this prospectus, including any exhibits to such documents which have been specifically incorporated by reference. We will do so upon receipt of your written or oral request. You can contact RiverSource Life at the telephone number and address listed on the first page of this prospectus.

AVAILABLE INFORMATION
This prospectus is part of a registration statement we file with the SEC. Additional information on RiverSource Life and on this offering is available in the registration statement. You can obtain copies of these materials at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. In addition to this prospectus, the SAI and information about the contract, information incorporated by reference is available on the EDGAR Database on the SEC’s Internet site at (http://www.sec.gov).

INDEMNIFICATION
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (Securities Act) may be permitted to directors and officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

 54  RIVERSOURCE NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS

Appendix A: Performance Credit Rider Adjusted Partial Withdrawal

STEP ONE
For each withdrawal made within the current calculation period we calculate the remaining purchase payment amount (RPA):

RPA =	Total purchase payments and purchase payment credits made prior to the partial withdrawal in question minus the RPA adjusted partial withdrawals for all previous partial withdrawals.

NOTE:	In our calculations for the first partial withdrawal, the RPA will simply be the total purchase payments and purchase payment credits as there are no previous withdrawals to subtract.

RPA adjusted partial withdrawals	=	PW × RPA CV

PW =	the partial withdrawal including any applicable withdrawal charge or MVA.

CV =	the contract value on the date of (but prior to) the partial withdrawal.

RPA =	the remaining premium amount on the date of (but prior to) the partial withdrawal.

STEP TWO
For each withdrawal made within the current calculation period we calculate the eligible purchase payment amount (EPA):

EPA =	Total purchase payments and purchase payment credits made prior to the partial withdrawal in question AND prior to the five year exclusion period minus EPA adjusted partial withdrawals for all previous partial withdrawals.

NOTE:	In our calculations for the first partial withdrawal, the EPA will simply be the total purchase payments and purchase payment credits made before the five year exclusion period as there are no previous withdrawals to subtract. Also note that EPA/RPA will always be less than or equal to one.

EPA adjusted partial withdrawals	=	PW × EPA CV	×	EPA RPA

PW =	the partial withdrawal including any applicable withdrawal charge or MVA.

CV =	the contract value on the date of (but prior to) the partial withdrawal.

EPA =	the eligible premium amount on the date of (but prior to) the partial withdrawal.

RPA =	the remaining premium amount on the date of (but prior to) the partial withdrawal.

STEP THREE
The total PCRPW (Performance Credit Rider adjusted partial withdrawal) amount is the sum of each EPA adjusted partial withdrawal.

Example: Calculation at the end of the ten-year period assuming the contract is eligible for the PCR credit (i.e., your contract value is less than target value). This example does not include purchase payment credits.

•	You purchase the contract with a purchase payment of $100,000.

•	On the sixth contract anniversary you make an additional purchase payment in the amount of $100,000.

•	Contract values before any partial withdrawals are shown below.

•	On the third contract anniversary you make a partial withdrawal in the amount of $10,000.

•	On the eighth contract anniversary you make another partial withdrawal in the amount of $10,000.

RIVERSOURCE NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS 55

NOTE: The shaded portion of the table indicates the five year exclusion period.

Contract
Duration
in Years	Total purchase payments	Contract value

At Issue	$100,000	$100,000

1	100,000	110,000

2	100,000	115,000

3	100,000	120,000

4	100,000	115,000

5	100,000	120,000

6	200,000	225,000

7	200,000	230,000

8	200,000	235,000

9	200,000	230,000

10	200,000	235,000

Step one: For each withdrawal made within the current calculation period we calculate the RPA:

For the first partial withdrawal on the third contract anniversary:
RPA before the partial withdrawal = total purchase	RPA adjusted partial withdrawal =
payments made prior to the partial withdrawal minus the RPA adjusted partial withdrawals for all previous partial withdrawals = $100,000 – 0 = $100,000	$10,000 × $100,000 $120,000	=	$8,333

For the second partial withdrawal on the eighth contract anniversary:
RPA before the partial withdrawal = total purchase	RPA adjusted partial withdrawal =
payments made prior to the partial withdrawal minus the RPA adjusted partial withdrawals for all previous partial withdrawals = $200,000 – $8,333 = $191,667	$10,000 × $191,667 $235,000	=	$8,156

Step two: For each withdrawal made within the current calculation period, we calculate the EPA:

For the first partial withdrawal on the third contract anniversary:
EPA before the partial withdrawal = total purchase	EPA adjusted partial withdrawal =
payments made prior to the partial withdrawal AND the five-year exclusion period minus the EPA adjusted partial withdrawals for all previous partial withdrawals = $100,000 – 0 = $100,000	$10,000 × $100,000 $120,000	×	$100,000 $100,000	=	$8,333

For the second partial withdrawal on the eighth contract anniversary:
EPA before the partial withdrawal = total purchase	EPA adjusted partial withdrawal =
payments made prior to the partial withdrawal AND the five-year exclusion period minus the EPA adjusted partial withdrawals for all previous partial withdrawals = $100,000 – $8,333 = $91,667	$10,000 × $91,667 $235,000	×	$91,667 $191,667	=	$1,866

Step three: The total PCRPW amount is the sum of each EPA adjusted partial withdrawal.

PCRPW amount = $8,333 + $1,866 = $10,199

 56  RIVERSOURCE NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS

Appendix B: Condensed Financial Information (Unaudited)

The following tables give per-unit information about the financial history of the subaccounts representing the lowest and highest total annual variable account expense combinations. The date in which operations commenced in each subaccount is noted in parentheses. The SAI contains tables that give per-unit information about the financial history of each existing subaccount. We have not provided this information for subaccounts (if any) that were not available under your contract as of Dec. 31, 2012. You may obtain a copy of the SAI without charge by contacting us at the telephone number or address listed on the first page of the prospectus.

Variable account charges of 1.00% of the daily net assets of the variable account.
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

AllianceBernstein VPS Global Thematic Growth Portfolio (Class B) (05/30/2000)
Accumulation unit value at beginning of period	$0.40	$0.53	$0.45	$0.30	$0.57	$0.48	$0.45	$0.44	$0.42	$0.30
Accumulation unit value at end of period	$0.45	$0.40	$0.53	$0.45	$0.30	$0.57	$0.48	$0.45	$0.44	$0.42
Number of accumulation units outstanding at end of period (000 omitted)	64	89	80	126	156	276	482	552	588	655

AllianceBernstein VPS Growth and Income Portfolio (Class B) (05/30/2000)
Accumulation unit value at beginning of period	$1.09	$1.04	$0.93	$0.78	$1.33	$1.28	$1.11	$1.07	$0.97	$0.74
Accumulation unit value at end of period	$1.27	$1.09	$1.04	$0.93	$0.78	$1.33	$1.28	$1.11	$1.07	$0.97
Number of accumulation units outstanding at end of period (000 omitted)	253	295	416	688	1,006	1,348	1,482	1,471	1,573	1,510

AllianceBernstein VPS Large Cap Growth Portfolio (Class B) (05/30/2000)
Accumulation unit value at beginning of period	$0.62	$0.65	$0.60	$0.44	$0.74	$0.66	$0.67	$0.59	$0.55	$0.45
Accumulation unit value at end of period	$0.72	$0.62	$0.65	$0.60	$0.44	$0.74	$0.66	$0.67	$0.59	$0.55
Number of accumulation units outstanding at end of period (000 omitted)	121	128	210	363	517	863	934	882	881	893

Columbia Variable Portfolio – Balanced Fund (Class 3) (05/30/2000)
Accumulation unit value at beginning of period	$1.09	$1.08	$0.97	$0.79	$1.13	$1.13	$0.99	$0.97	$0.89	$0.75
Accumulation unit value at end of period	$1.24	$1.09	$1.08	$0.97	$0.79	$1.13	$1.13	$0.99	$0.97	$0.89
Number of accumulation units outstanding at end of period (000 omitted)	51	55	74	235	277	225	58	73	48	49

Columbia Variable Portfolio – Cash Management Fund (Class 3) (05/30/2000)
Accumulation unit value at beginning of period	$1.13	$1.14	$1.15	$1.16	$1.15	$1.10	$1.07	$1.05	$1.05	$1.06
Accumulation unit value at end of period	$1.12	$1.13	$1.14	$1.15	$1.16	$1.15	$1.10	$1.07	$1.05	$1.05
Number of accumulation units outstanding at end of period (000 omitted)	269	341	576	492	720	1,135	646	695	691	813

Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3) (03/17/2006)
Accumulation unit value at beginning of period	$0.94	$0.90	$0.78	$0.63	$1.10	$1.08	$1.00	—	—	—
Accumulation unit value at end of period	$1.06	$0.94	$0.90	$0.78	$0.63	$1.10	$1.08	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	116	126	203	307	325	354	377	—	—	—

Columbia Variable Portfolio – S&P 500 Index Fund (Class 3) (05/30/2000)
Accumulation unit value at beginning of period	$0.93	$0.92	$0.81	$0.65	$1.04	$1.00	$0.88	$0.85	$0.78	$0.61
Accumulation unit value at end of period	$1.06	$0.93	$0.92	$0.81	$0.65	$1.04	$1.00	$0.88	$0.85	$0.78
Number of accumulation units outstanding at end of period (000 omitted)	258	291	404	521	683	746	811	799	771	748

Columbia Variable Portfolio – Select Smaller-Cap Value Fund (Class 3) (05/30/2000)
Accumulation unit value at beginning of period	$1.41	$1.56	$1.24	$0.90	$1.48	$1.56	$1.41	$1.36	$1.16	$0.79
Accumulation unit value at end of period	$1.65	$1.41	$1.56	$1.24	$0.90	$1.48	$1.56	$1.41	$1.36	$1.16
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	9	12	16	22	23	26	15

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 3) (05/30/2000)
Accumulation unit value at beginning of period	$1.30	$1.29	$1.27	$1.22	$1.26	$1.21	$1.18	$1.17	$1.17	$1.17
Accumulation unit value at end of period	$1.31	$1.30	$1.29	$1.27	$1.22	$1.26	$1.21	$1.18	$1.17	$1.17
Number of accumulation units outstanding at end of period (000 omitted)	132	158	313	373	561	759	861	873	916	849

Fidelity® VIP Contrafund® Portfolio Service Class (05/30/2000)
Accumulation unit value at beginning of period	$1.40	$1.45	$1.25	$0.93	$1.64	$1.41	$1.27	$1.10	$0.96	$0.76
Accumulation unit value at end of period	$1.61	$1.40	$1.45	$1.25	$0.93	$1.64	$1.41	$1.27	$1.10	$0.96
Number of accumulation units outstanding at end of period (000 omitted)	115	127	126	184	341	843	953	1,030	993	957

Fidelity® VIP High Income Portfolio Service Class (05/30/2000)
Accumulation unit value at beginning of period	$1.40	$1.36	$1.21	$0.85	$1.14	$1.12	$1.02	$1.01	$0.93	$0.74
Accumulation unit value at end of period	$1.58	$1.40	$1.36	$1.21	$0.85	$1.14	$1.12	$1.02	$1.01	$0.93
Number of accumulation units outstanding at end of period (000 omitted)	61	68	80	148	259	264	215	219	215	204

Fidelity® VIP Mid Cap Portfolio Service Class (05/30/2000)
Accumulation unit value at beginning of period	$2.44	$2.76	$2.16	$1.56	$2.61	$2.28	$2.04	$1.75	$1.41	$1.03
Accumulation unit value at end of period	$2.77	$2.44	$2.76	$2.16	$1.56	$2.61	$2.28	$2.04	$1.75	$1.41
Number of accumulation units outstanding at end of period (000 omitted)	25	44	71	129	238	505	657	667	728	693

RIVERSOURCE NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS 57

Variable account charges of 1.00% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

FTVIPT Franklin Small-Mid Cap Growth Securities Fund – Class 2 (05/30/2000)
Accumulation unit value at beginning of period	$0.95	$1.00	$0.79	$0.56	$0.98	$0.89	$0.83	$0.80	$0.72	$0.53
Accumulation unit value at end of period	$1.04	$0.95	$1.00	$0.79	$0.56	$0.98	$0.89	$0.83	$0.80	$0.72
Number of accumulation units outstanding at end of period (000 omitted)	98	124	284	441	623	769	877	916	978	712

FTVIPT Mutual Shares Securities Fund – Class 2 (05/30/2000)
Accumulation unit value at beginning of period	$1.54	$1.57	$1.43	$1.14	$1.84	$1.79	$1.53	$1.40	$1.25	$1.01
Accumulation unit value at end of period	$1.74	$1.54	$1.57	$1.43	$1.14	$1.84	$1.79	$1.53	$1.40	$1.25
Number of accumulation units outstanding at end of period (000 omitted)	606	716	1,184	1,983	2,405	3,218	3,435	3,555	3,640	2,566

FTVIPT Templeton Developing Markets Securities Fund – Class 2 (05/30/2000)
Accumulation unit value at beginning of period	$2.32	$2.79	$2.40	$1.40	$2.99	$2.35	$1.85	$1.47	$1.19	$0.79
Accumulation unit value at end of period	$2.60	$2.32	$2.79	$2.40	$1.40	$2.99	$2.35	$1.85	$1.47	$1.19
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	22	41	22	10	6	—

FTVIPT Templeton Foreign Securities Fund – Class 2 (05/30/2000)
Accumulation unit value at beginning of period	$1.20	$1.35	$1.26	$0.93	$1.57	$1.38	$1.14	$1.05	$0.89	$0.68
Accumulation unit value at end of period	$1.40	$1.20	$1.35	$1.26	$0.93	$1.57	$1.38	$1.14	$1.05	$0.89
Number of accumulation units outstanding at end of period (000 omitted)	110	170	251	583	835	1,046	1,146	1,113	1,058	734

Invesco V.I. American Franchise Fund, Series I Shares (04/27/2012)
Accumulation unit value at beginning of period	$1.00	—	—	—	—	—	—	—	—	—
Accumulation unit value at end of period	$0.97	—	—	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	17	—	—	—	—	—	—	—	—	—

Invesco V.I. Core Equity Fund, Series I Shares (04/28/2006)
Accumulation unit value at beginning of period	$1.09	$1.11	$1.02	$0.80	$1.16	$1.08	$1.00	—	—	—
Accumulation unit value at end of period	$1.23	$1.09	$1.11	$1.02	$0.80	$1.16	$1.08	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	39	52	33	39	86	148	254	—	—	—

MFS® Investors Growth Stock Series – Service Class (05/30/2000)
Accumulation unit value at beginning of period	$0.76	$0.76	$0.68	$0.50	$0.80	$0.72	$0.68	$0.66	$0.61	$0.50
Accumulation unit value at end of period	$0.87	$0.76	$0.76	$0.68	$0.50	$0.80	$0.72	$0.68	$0.66	$0.61
Number of accumulation units outstanding at end of period (000 omitted)	18	65	128	327	449	370	419	500	482	515

MFS® New Discovery Series – Service Class (05/30/2000)
Accumulation unit value at beginning of period	$1.20	$1.36	$1.01	$0.63	$1.05	$1.03	$0.92	$0.89	$0.84	$0.64
Accumulation unit value at end of period	$1.44	$1.20	$1.36	$1.01	$0.63	$1.05	$1.03	$0.92	$0.89	$0.84
Number of accumulation units outstanding at end of period (000 omitted)	35	54	137	197	204	314	454	474	495	388

MFS® Total Return Series – Service Class (05/30/2000)
Accumulation unit value at beginning of period	$1.48	$1.47	$1.35	$1.16	$1.51	$1.47	$1.33	$1.31	$1.19	$1.04
Accumulation unit value at end of period	$1.62	$1.48	$1.47	$1.35	$1.16	$1.51	$1.47	$1.33	$1.31	$1.19
Number of accumulation units outstanding at end of period (000 omitted)	584	662	1,080	1,849	2,581	3,209	3,243	3,188	2,934	2,457

Putnam VT Growth and Income Fund – Class IB Shares (05/30/2000)
Accumulation unit value at beginning of period	$1.02	$1.08	$0.96	$0.74	$1.22	$1.32	$1.15	$1.10	$1.00	$0.79
Accumulation unit value at end of period	$1.20	$1.02	$1.08	$0.96	$0.74	$1.22	$1.32	$1.15	$1.10	$1.00
Number of accumulation units outstanding at end of period (000 omitted)	82	88	163	212	278	376	343	383	455	530

Putnam VT International Growth Fund – Class IB Shares (05/30/2000)
Accumulation unit value at beginning of period	$0.78	$0.96	$0.87	$0.63	$1.11	$0.99	$0.79	$0.68	$0.60	$0.46
Accumulation unit value at end of period	$0.94	$0.78	$0.96	$0.87	$0.63	$1.11	$0.99	$0.79	$0.68	$0.60
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	16	41	137	238	250	217	209

Putnam VT Multi-Cap Growth Fund – Class IB Shares (09/24/2010)
Accumulation unit value at beginning of period	$1.06	$1.13	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.23	$1.06	$1.13	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	15	15	21	—	—	—	—	—	—	—

Wells Fargo Advantage VT International Equity Fund – Class 1 (12/08/2003)
Accumulation unit value at beginning of period	$1.31	$1.51	$1.31	$1.14	$1.97	$1.73	$1.42	$1.23	$1.05	$1.00
Accumulation unit value at end of period	$1.47	$1.31	$1.51	$1.31	$1.14	$1.97	$1.73	$1.42	$1.23	$1.05
Number of accumulation units outstanding at end of period (000 omitted)	14	18	20	31	105	196	180	142	109	57

Wells Fargo Advantage VT Omega Growth Fund – Class 1 (05/30/2000)
Accumulation unit value at beginning of period	$1.02	$1.09	$0.92	$0.65	$0.90	$0.81	$0.77	$0.75	$0.71	$0.51
Accumulation unit value at end of period	$1.22	$1.02	$1.09	$0.92	$0.65	$0.90	$0.81	$0.77	$0.75	$0.71
Number of accumulation units outstanding at end of period (000 omitted)	28	48	71	95	149	195	256	264	332	414

Wells Fargo Advantage VT Opportunity Fund – Class 1 (08/26/2011)
Accumulation unit value at beginning of period	$1.05	$1.00	—	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.20	$1.05	—	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	18	22	—	—	—	—	—	—	—	—

 58  RIVERSOURCE NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS

Variable account charges of 1.00% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

Wells Fargo Advantage VT Small Cap Value Fund – Class 1 (07/16/2010)
Accumulation unit value at beginning of period	$1.12	$1.22	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.27	$1.12	$1.22	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	28	33	38	—	—	—	—	—	—	—

Variable account charges of 1.35% of the daily net assets of the variable account.
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

AllianceBernstein VPS Global Thematic Growth Portfolio (Class B) (05/30/2000)
Accumulation unit value at beginning of period	$0.39	$0.51	$0.44	$0.29	$0.56	$0.47	$0.44	$0.43	$0.41	$0.29
Accumulation unit value at end of period	$0.43	$0.39	$0.51	$0.44	$0.29	$0.56	$0.47	$0.44	$0.43	$0.41
Number of accumulation units outstanding at end of period (000 omitted)	1,044	1,151	1,540	1,666	2,150	2,661	2,693	2,798	2,773	2,911

AllianceBernstein VPS Growth and Income Portfolio (Class B) (05/30/2000)
Accumulation unit value at beginning of period	$1.05	$1.00	$0.90	$0.76	$1.30	$1.25	$1.09	$1.05	$0.96	$0.74
Accumulation unit value at end of period	$1.21	$1.05	$1.00	$0.90	$0.76	$1.30	$1.25	$1.09	$1.05	$0.96
Number of accumulation units outstanding at end of period (000 omitted)	2,466	3,532	4,404	5,507	7,720	9,292	10,437	11,167	11,742	11,403

AllianceBernstein VPS Large Cap Growth Portfolio (Class B) (05/30/2000)
Accumulation unit value at beginning of period	$0.60	$0.63	$0.58	$0.43	$0.72	$0.64	$0.65	$0.58	$0.54	$0.44
Accumulation unit value at end of period	$0.68	$0.60	$0.63	$0.58	$0.43	$0.72	$0.64	$0.65	$0.58	$0.54
Number of accumulation units outstanding at end of period (000 omitted)	1,657	2,336	2,898	3,653	4,232	5,262	6,164	6,450	6,937	7,475

Columbia Variable Portfolio – Balanced Fund (Class 3) (05/30/2000)
Accumulation unit value at beginning of period	$1.05	$1.04	$0.94	$0.76	$1.10	$1.10	$0.98	$0.95	$0.88	$0.74
Accumulation unit value at end of period	$1.18	$1.05	$1.04	$0.94	$0.76	$1.10	$1.10	$0.98	$0.95	$0.88
Number of accumulation units outstanding at end of period (000 omitted)	210	456	438	471	480	542	510	363	418	407

Columbia Variable Portfolio – Cash Management Fund (Class 3) (05/30/2000)
Accumulation unit value at beginning of period	$1.08	$1.10	$1.11	$1.13	$1.12	$1.08	$1.05	$1.03	$1.04	$1.05
Accumulation unit value at end of period	$1.07	$1.08	$1.10	$1.11	$1.13	$1.12	$1.08	$1.05	$1.03	$1.04
Number of accumulation units outstanding at end of period (000 omitted)	2,655	3,142	4,962	6,194	6,137	4,642	2,008	2,189	2,285	2,810

Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.07	$1.03	$0.89	$0.73	$1.28	$1.26	$1.10	$1.05	$1.00	—
Accumulation unit value at end of period	$1.20	$1.07	$1.03	$0.89	$0.73	$1.28	$1.26	$1.10	$1.05	—
Number of accumulation units outstanding at end of period (000 omitted)	2,609	3,688	5,033	5,682	5,925	5,808	6,860	5,948	4,432	—

Columbia Variable Portfolio – S&P 500 Index Fund (Class 3) (05/30/2000)
Accumulation unit value at beginning of period	$0.89	$0.89	$0.78	$0.63	$1.02	$0.98	$0.86	$0.84	$0.77	$0.61
Accumulation unit value at end of period	$1.01	$0.89	$0.89	$0.78	$0.63	$1.02	$0.98	$0.86	$0.84	$0.77
Number of accumulation units outstanding at end of period (000 omitted)	1,846	2,318	3,025	3,531	3,765	4,619	5,376	5,706	5,760	6,015

Columbia Variable Portfolio – Select Smaller-Cap Value Fund (Class 3) (05/30/2000)
Accumulation unit value at beginning of period	$1.36	$1.50	$1.20	$0.87	$1.44	$1.52	$1.38	$1.34	$1.14	$0.78
Accumulation unit value at end of period	$1.58	$1.36	$1.50	$1.20	$0.87	$1.44	$1.52	$1.38	$1.34	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	80	92	88	118	128	163	228	270	221	214

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 3) (05/30/2000)
Accumulation unit value at beginning of period	$1.26	$1.26	$1.24	$1.19	$1.24	$1.19	$1.16	$1.16	$1.16	$1.16
Accumulation unit value at end of period	$1.26	$1.26	$1.26	$1.24	$1.19	$1.24	$1.19	$1.16	$1.16	$1.16
Number of accumulation units outstanding at end of period (000 omitted)	1,528	2,031	2,386	4,529	3,958	4,033	4,040	5,626	6,160	7,749

Fidelity® VIP Contrafund® Portfolio Service Class (05/30/2000)
Accumulation unit value at beginning of period	$1.34	$1.39	$1.21	$0.90	$1.59	$1.37	$1.25	$1.08	$0.95	$0.75
Accumulation unit value at end of period	$1.54	$1.34	$1.39	$1.21	$0.90	$1.59	$1.37	$1.25	$1.08	$0.95
Number of accumulation units outstanding at end of period (000 omitted)	1,242	1,674	2,523	3,266	4,253	5,666	6,532	6,482	6,694	6,068

Fidelity® VIP High Income Portfolio Service Class (05/30/2000)
Accumulation unit value at beginning of period	$1.34	$1.31	$1.17	$0.82	$1.11	$1.10	$1.00	$0.99	$0.92	$0.73
Accumulation unit value at end of period	$1.51	$1.34	$1.31	$1.17	$0.82	$1.11	$1.10	$1.00	$0.99	$0.92
Number of accumulation units outstanding at end of period (000 omitted)	543	679	1,283	1,180	1,238	1,665	1,766	1,620	1,946	2,482

Fidelity® VIP Mid Cap Portfolio Service Class (05/30/2000)
Accumulation unit value at beginning of period	$2.34	$2.66	$2.09	$1.51	$2.54	$2.23	$2.00	$1.72	$1.40	$1.02
Accumulation unit value at end of period	$2.65	$2.34	$2.66	$2.09	$1.51	$2.54	$2.23	$2.00	$1.72	$1.40
Number of accumulation units outstanding at end of period (000 omitted)	865	1,057	1,554	1,987	2,699	3,687	4,268	4,708	4,904	5,042

FTVIPT Franklin Small-Mid Cap Growth Securities Fund – Class 2 (05/30/2000)
Accumulation unit value at beginning of period	$0.91	$0.97	$0.77	$0.54	$0.96	$0.87	$0.81	$0.79	$0.71	$0.53
Accumulation unit value at end of period	$0.99	$0.91	$0.97	$0.77	$0.54	$0.96	$0.87	$0.81	$0.79	$0.71
Number of accumulation units outstanding at end of period (000 omitted)	1,843	2,222	3,025	3,547	4,200	4,873	5,246	5,706	5,930	5,842

RIVERSOURCE NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS 59

Variable account charges of 1.35% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

FTVIPT Mutual Shares Securities Fund – Class 2 (05/30/2000)
Accumulation unit value at beginning of period	$1.48	$1.52	$1.38	$1.11	$1.79	$1.75	$1.50	$1.38	$1.24	$1.00
Accumulation unit value at end of period	$1.67	$1.48	$1.52	$1.38	$1.11	$1.79	$1.75	$1.50	$1.38	$1.24
Number of accumulation units outstanding at end of period (000 omitted)	4,563	6,038	8,194	10,167	11,358	13,267	14,984	15,468	16,072	14,168

FTVIPT Templeton Developing Markets Securities Fund – Class 2 (05/30/2000)
Accumulation unit value at beginning of period	$2.23	$2.69	$2.32	$1.36	$2.92	$2.30	$1.82	$1.45	$1.18	$0.78
Accumulation unit value at end of period	$2.49	$2.23	$2.69	$2.32	$1.36	$2.92	$2.30	$1.82	$1.45	$1.18
Number of accumulation units outstanding at end of period (000 omitted)	101	109	209	210	299	392	441	416	254	265

FTVIPT Templeton Foreign Securities Fund – Class 2 (05/30/2000)
Accumulation unit value at beginning of period	$1.15	$1.30	$1.22	$0.90	$1.53	$1.34	$1.12	$1.03	$0.88	$0.68
Accumulation unit value at end of period	$1.34	$1.15	$1.30	$1.22	$0.90	$1.53	$1.34	$1.12	$1.03	$0.88
Number of accumulation units outstanding at end of period (000 omitted)	1,548	2,233	3,134	3,622	4,641	5,623	5,604	5,454	4,969	3,675

Invesco V.I. American Franchise Fund, Series I Shares (04/27/2012)
Accumulation unit value at beginning of period	$1.00	—	—	—	—	—	—	—	—	—
Accumulation unit value at end of period	$0.97	—	—	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	607	—	—	—	—	—	—	—	—	—

Invesco V.I. Core Equity Fund, Series I Shares (04/28/2006)
Accumulation unit value at beginning of period	$1.07	$1.09	$1.01	$0.80	$1.15	$1.08	$1.00	—	—	—
Accumulation unit value at end of period	$1.21	$1.07	$1.09	$1.01	$0.80	$1.15	$1.08	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	676	894	1,168	1,525	1,884	2,652	3,076	—	—	—

MFS® Investors Growth Stock Series – Service Class (05/30/2000)
Accumulation unit value at beginning of period	$0.73	$0.73	$0.66	$0.48	$0.78	$0.71	$0.67	$0.65	$0.60	$0.50
Accumulation unit value at end of period	$0.83	$0.73	$0.73	$0.66	$0.48	$0.78	$0.71	$0.67	$0.65	$0.60
Number of accumulation units outstanding at end of period (000 omitted)	570	781	924	1,260	1,524	1,985	2,171	2,407	2,642	2,708

MFS® New Discovery Series – Service Class (05/30/2000)
Accumulation unit value at beginning of period	$1.16	$1.31	$0.98	$0.61	$1.02	$1.01	$0.91	$0.87	$0.83	$0.63
Accumulation unit value at end of period	$1.38	$1.16	$1.31	$0.98	$0.61	$1.02	$1.01	$0.91	$0.87	$0.83
Number of accumulation units outstanding at end of period (000 omitted)	351	439	719	871	1,018	1,196	1,305	1,343	1,365	1,295

MFS® Total Return Series – Service Class (05/30/2000)
Accumulation unit value at beginning of period	$1.42	$1.42	$1.31	$1.13	$1.47	$1.43	$1.30	$1.29	$1.17	$1.03
Accumulation unit value at end of period	$1.55	$1.42	$1.42	$1.31	$1.13	$1.47	$1.43	$1.30	$1.29	$1.17
Number of accumulation units outstanding at end of period (000 omitted)	4,720	6,866	8,367	11,064	13,392	16,024	16,584	18,578	18,107	16,041

Putnam VT Growth and Income Fund – Class IB Shares (05/30/2000)
Accumulation unit value at beginning of period	$0.98	$1.04	$0.92	$0.72	$1.19	$1.29	$1.13	$1.08	$0.99	$0.79
Accumulation unit value at end of period	$1.15	$0.98	$1.04	$0.92	$0.72	$1.19	$1.29	$1.13	$1.08	$0.99
Number of accumulation units outstanding at end of period (000 omitted)	512	589	751	894	1,007	1,194	1,394	1,667	1,729	1,701

Putnam VT International Growth Fund – Class IB Shares (05/30/2000)
Accumulation unit value at beginning of period	$0.75	$0.93	$0.84	$0.61	$1.08	$0.97	$0.78	$0.67	$0.60	$0.45
Accumulation unit value at end of period	$0.90	$0.75	$0.93	$0.84	$0.61	$1.08	$0.97	$0.78	$0.67	$0.60
Number of accumulation units outstanding at end of period (000 omitted)	212	263	449	617	726	1,126	1,094	1,129	1,200	1,252

Putnam VT Multi-Cap Growth Fund – Class IB Shares (09/24/2010)
Accumulation unit value at beginning of period	$1.06	$1.13	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.22	$1.06	$1.13	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	206	299	409	—	—	—	—	—	—	—

Wells Fargo Advantage VT International Equity Fund – Class 1 (12/08/2003)
Accumulation unit value at beginning of period	$1.27	$1.48	$1.28	$1.12	$1.94	$1.71	$1.41	$1.23	$1.05	$1.00
Accumulation unit value at end of period	$1.42	$1.27	$1.48	$1.28	$1.12	$1.94	$1.71	$1.41	$1.23	$1.05
Number of accumulation units outstanding at end of period (000 omitted)	128	179	344	488	573	923	1,024	895	742	542

Wells Fargo Advantage VT Omega Growth Fund – Class 1 (05/30/2000)
Accumulation unit value at beginning of period	$0.98	$1.05	$0.89	$0.63	$0.87	$0.79	$0.76	$0.74	$0.70	$0.51
Accumulation unit value at end of period	$1.17	$0.98	$1.05	$0.89	$0.63	$0.87	$0.79	$0.76	$0.74	$0.70
Number of accumulation units outstanding at end of period (000 omitted)	497	547	971	1,109	1,307	1,971	2,418	2,770	3,115	3,258

Wells Fargo Advantage VT Opportunity Fund – Class 1 (08/26/2011)
Accumulation unit value at beginning of period	$1.05	$1.00	—	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.20	$1.05	—	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	319	345	—	—	—	—	—	—	—	—

Wells Fargo Advantage VT Small Cap Value Fund – Class 1 (07/16/2010)
Accumulation unit value at beginning of period	$1.12	$1.22	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.26	$1.12	$1.22	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	831	1,200	1,611	—	—	—	—	—	—	—

 60  RIVERSOURCE NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS

Table of Contents of the Statement of Additional Information

Calculating Annuity Payouts	p. 3

Rating Agencies	p. 4

Revenues Received During Calendar Year 2012	p. 4

Principal Underwriter	p. 5

Independent Registered Public Accounting Firms	p. 5

Condensed Financial Information (Unaudited)	p. 6

Financial Statements

RIVERSOURCE NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS 61

RiverSource Life Insurance Company
829 Ameriprise Financial Center
Minneapolis, MN 55474
1-800-333-3437

RiverSource Distributors, Inc. (Distributor), Member FINRA.
Insurance and annuity products are issued by RiverSource Life Insurance Company.

©2008-2013 RiverSource Life Insurance Company. All rights reserved.
240355 V (4/13)

Prospectus

April 29, 2013

RiverSource®

Innovations Variable Annuity

INDIVIDUAL FLEXIBLE PREMIUM DEFERRED COMBINATION FIXED/VARIABLE ANNUITY

Issued by:	RiverSource Life Insurance Company (RiverSource Life)

829 Ameriprise Financial Center
Minneapolis, MN 55474
Telephone: 1-800-333-3437
(Corporate Office)
RiverSource Variable Annuity Account/RiverSource MVA Account

New contracts are not currently being offered.

This prospectus contains information that you should know before investing. Prospectuses are also available for:

•	AllianceBernstein Variable Products Series Fund, Inc. (Class B)
•	Columbia Funds Variable Series Trust II
•	Fidelity® Variable Insurance Products Service Class 2
•	Franklin® Templeton® Variable Insurance Products Trust (FTVIPT) – Class 2
•	Invesco Variable Insurance Funds
•	MFS® Variable Insurance Trustsm – Service Class
•	Oppenheimer Variable Account Funds – Service Shares
•	Putnam Variable Trust – Class IB Shares

Please read the prospectuses carefully and keep them for future reference.

This contract provides for purchase payment credits to eligible contract owners, which we may reverse under certain circumstances. (See “Buying Your Contract — Purchase Payment Credits”). Expense charges for contracts with purchase payment credits may be higher than expenses for contracts without such credits. The amount of the credit may be more than offset by any additional fees and charges associated with the credit.

The Securities and Exchange Commission (SEC) has not approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

An investment in this contract is not a deposit of a bank or financial institution and is not insured or guaranteed by the Federal Deposit Insurance Corporation (FDIC) or any other government agency. An investment in this contract involves investment risk including the possible loss of principal.

A Statement of Additional Information (SAI), dated the same date as this prospectus, is incorporated by reference into this prospectus. It is filed with the SEC and is available without charge by contacting RiverSource Life at the telephone number and address listed above. The table of contents of the SAI is on the last page of this prospectus. The SEC maintains an Internet site. This prospectus, the SAI and other information about the product are available on the EDGAR Database on the SEC’s Internet site at (http://www.sec.gov).

Variable annuities are insurance products that are complex investment vehicles. Before you invest, be sure to ask your investment professional about the variable annuity’s features, benefits, risks and fees, and whether the variable annuity is appropriate for you, based upon your financial situation and objectives.

The contract and/or certain optional benefits described in this prospectus may not be available in all jurisdictions. This prospectus constitutes an offering or solicitation only in those jurisdictions where such offering or solicitation may lawfully be made. State variations are covered in a special contract form used in that state. This prospectus provides a general description of the contract. Your actual contract and any riders or endorsements are the controlling documents.

RiverSource Life has not authorized any person to give any information or to make any representations regarding the contract other than those contained in this prospectus or the fund prospectuses. Do not rely on any such information or representations.

RiverSource Life offers several different annuities which your investment professional may or may not be authorized to offer to you. Each annuity has different features and benefits that may be appropriate for you based on your financial situation and needs, your age and how you intend to use the annuity. The different features and benefits may include the investment and fund manager options, variations in interest rate amount and guarantees, credits, withdrawal charge schedules and access to annuity account values. The fees and charges may also be different between each annuity.

RIVERSOURCE INNOVATIONS VARIABLE ANNUITY — PROSPECTUS 1

 2  RIVERSOURCE INNOVATIONS VARIABLE ANNUITY — PROSPECTUS

Key Terms

These terms can help you understand details about your contract.

Accumulation unit: A measure of the value of each subaccount before annuity payouts begin.

Annuitant: The person or persons on whose life or life expectancy the annuity payouts are based.

Annuity payouts: An amount paid at regular intervals under one of several plans.

Assumed investment rate: The rate of return we assume your investments will earn when we calculate your initial annuity payout amount using the annuity table in your contract. The standard assumed investment rate we use is 5% but you may request we substitute an assumed investment rate of 3.5%.

Beneficiary: The person you designate to receive benefits in case of the owner’s or annuitant’s death while the contract is in force.

Close of business: The time the New York Stock Exchange (NYSE) closes (4 p.m. Eastern time unless the NYSE closes earlier).

Code: The Internal Revenue Code of 1986, as amended.

Contract: A deferred annuity contract that permits you to accumulate money for retirement by making one or more purchase payments. It provides for lifetime or other forms of payouts beginning at a specified time in the future.

Contract value: The total value of your contract before we deduct any applicable charges.

Contract year: A period of 12 months, starting on the effective date of your contract and on each anniversary of the effective date.

Funds: Investment options under your contract. You may allocate your purchase payments into subaccounts investing in shares of the funds.

Good order: We cannot process your transaction request relating to the contract until we have received the request in good order at our corporate office. “Good order” means the actual receipt of the requested transaction in writing, along with all information, forms and supporting legal documentation necessary to effect the transaction. To be in “good order,” your instructions must be sufficiently clear so that we do not need to exercise any discretion to follow such instructions. This information and documentation generally includes your completed request; the contract number; the transaction amount (in dollars); the names of and allocations to and/or from the subaccounts and the fixed account affected by the requested transaction; the signatures of all contract owners, exactly as registered on the contract, if necessary; Social Security Number or Taxpayer Identification Number; and any other information, forms or supporting documentation that we may require. With respect to purchase requests, “good order” also generally includes receipt of sufficient payment by us to effect the purchase. We may, in our sole discretion, determine whether any particular transaction request is in good order, and we reserve the right to change or waive any good order requirements at any time.

Guarantee Period: The number of successive 12-month periods that a guaranteed interest rate is credited.

Guarantee Period Accounts (GPAs): A nonunitized separate account to which you may allocate purchase payments and purchase payment credits or transfer contract value of at least $1,000. These accounts have guaranteed interest rates for guarantee periods we declare when you allocate purchase payments and purchase payment credits or transfer contract value to a GPA. These guaranteed rates and periods of time may vary by state. Unless an exception applies, transfers or withdrawals from a GPA done more than 30 days before the end of the guarantee period will receive a market value adjustment, which may result in a gain or loss of principal.

Market Value Adjustment (MVA): A positive or negative adjustment assessed if any portion of a Guarantee Period Account is withdrawn or transferred more than 30 days before the end of its guarantee period.

One-year fixed account: An account to which you may make allocations. Amounts you allocate to this account earn interest at rates that we declare periodically.

Owner (you, your): The person or persons identified in the contract as owner(s) of the contract, who has or have the right to control the contract (to decide on investment allocations, transfers, payout options, etc.). Usually, but not always, the owner is also the annuitant. During the owner’s life, the owner is responsible for taxes, regardless of whether he or she receives the contract’s benefits. When the contract is owned by a revocable trust, the annuitant selected should be the grantor of the trust to assure compliance with Section 72(s) of the Code.

Purchase payment credits: An addition we make to your contract value. We base the amount of the credit on net payments (total payments less total withdrawals). We apply the credit to your contract based on your current payment.

RIVERSOURCE INNOVATIONS VARIABLE ANNUITY — PROSPECTUS 3

Qualified annuity: A contract that you purchase to fund one of the following tax-deferred retirement plans that is subject to applicable federal law and any rules of the plan itself:

•	Individual Retirement Annuities (IRAs) including inherited IRAs under Section 408(b) of the Code

•	Roth IRAs including inherited Roth IRAs under Section 408A of the Code

•	SIMPLE IRAs under Section 408(p) of the Code

•	Simplified Employee Pension (SEP) plans under Section 408(k) of the Code

•	Tax-Sheltered Annuity (TSA) rollovers under Section 403(b) of the Code

A qualified annuity will not provide any necessary or additional tax deferral if it is used to fund a retirement plan that is already tax-deferred.

All other contracts are considered nonqualified annuities.

Retirement date: The date when annuity payouts are scheduled to begin.

Rider effective date: The date a rider becomes effective as stated in the rider.

RiverSource Life: In this prospectus, “we,” “us,” “our” and “RiverSource Life” refer to RiverSource Life Insurance Company.

Valuation date: Any normal business day, Monday through Friday, on which the NYSE is open, up to the close of business. At the close of business, the next valuation date begins. We calculate the accumulation unit value of each subaccount on each valuation date. If we receive your purchase payment or any transaction request (such as a transfer or withdrawal request) in good order at our corporate office before the close of business, we will process your payment or transaction using the accumulation unit value we calculate on the valuation date we received your payment or transaction request. On the other hand, if we receive your purchase payment or transaction request in good order at our corporate office at or after the close of business, we will process your payment or transaction using the accumulation unit value we calculate on the next valuation date. If you make a transaction request by telephone (including by fax), you must have completed your transaction by the close of business in order for us to process it using the accumulation unit value we calculate on that valuation date. If you were not able to complete your transaction before the close of business for any reason, including telephone service interruptions or delays due to high call volume, we will process your transaction using the accumulation unit value we calculate on the next valuation date.

Variable account: Consists of separate subaccounts to which you may allocate purchase payments; each invests in shares of one fund. The value of your investment in each subaccount changes with the performance of the particular fund.

Withdrawal value: The amount you are entitled to receive if you make a full withdrawal from your contract. It is the contract value minus any applicable charges.

 4  RIVERSOURCE INNOVATIONS VARIABLE ANNUITY — PROSPECTUS

The Contract in Brief

Purpose: This contract allows you to accumulate money for retirement or similar long term goal. You do this by making one or more purchase payments. You may allocate your purchase payments to the GPAs, one-year fixed account, and/or subaccounts of the variable account under the contract; however you risk losing amounts you invest in the subaccounts of the variable account. These accounts, in turn, may earn returns that increase the value of a contract. If the contract value goes to zero due to underlying fund’s performance or deduction of fees, the contract will no longer be in force and the contract (including any death benefit riders) will terminate. Beginning at a specified time in the future called the retirement date, these contracts provide lifetime or other forms of payouts your contract value (less any applicable premium tax).

It may have not been advantageous for you to purchase this contract in exchange for, or in addition to, an existing annuity or life insurance policy. Generally, you can exchange one annuity for another or for a long-term care policy in a “tax-free” exchange under Section 1035 of the Code. You can also do a partial exchange from one annuity contract to another annuity contract, subject to Internal Revenue Service (“IRS”) rules. You also generally can exchange a life insurance policy for an annuity. However, before making an exchange, you should compare both contracts carefully because the features and benefits may be different. Fees and charges may be higher or lower on your old contract than on this contract. You may have to pay a withdrawal charge when you exchange out of your old contract and a new withdrawal charge period will begin when you exchange into this contract. If the exchange does not qualify for Section 1035 treatment, you also may have to pay federal income tax on the distribution. State income taxes may also apply. You should not exchange your old contract for this contract, or buy this contract in addition to your old contract, unless you determine it is in your best interest. (See “Taxes-1035 Exchanges”.)

Tax-deferred retirement plans: Most annuities have a tax-deferred feature. So do many retirement plans under the Code. As a result, when you use a qualified annuity to fund a retirement plan that is tax-deferred, your contract will not provide any necessary or additional tax deferral for that retirement plan. A qualified annuity has features other than tax deferral that may help you reach your retirement goals. In addition, the Code subjects retirement plans to required withdrawals triggered at a certain age. These mandatory withdrawals are called required minimum distributions (“RMDs”). RMDs may reduce the value of certain death benefits and optional riders (see “Taxes — Qualified Annuities — Required Minimum Distributions”). You should consult your tax advisor before you purchase the contract as a qualified annuity for an explanation of the tax implications to you.

Accounts: Generally, you may allocate your purchase payments among the:

•	subaccounts, each of which invests in a fund with a particular investment objective. The value of each subaccount varies with the performance of the particular fund in which it invests. We cannot guarantee that the value at the retirement date will equal or exceed the total purchase payments you allocate to the subaccounts. (See “The Variable Account and the Funds”).

•	GPAs which earn interest at rates declared when you make an allocation to that account. The required minimum investment in each GPA is $1,000. These accounts may not be available in all states. (See “The Guarantee Period Accounts (GPAs)”)

•	one-year fixed account, which earns interest at rates that we adjust periodically. There are restrictions on the amount you can allocate to this account as well as on transfers from this account. (See “The One-Year Fixed Account”)

Buying your contract: We no longer offer new contracts. However, you have the option of making additional purchase payments in the future, subject to certain limitations. Purchase payment amounts and purchase payment timing may vary by state and be limited under the terms of your contract. (See “Buying Your Contract”)

Transfers: Subject to certain restrictions, you currently may redistribute your contract value among the accounts without charge at any time until annuity payouts begin, and once per contract year among the subaccounts after annuity payouts begin. Transfers out of the GPAs done more than 30 days before the end of the guarantee period will be subject to a MVA, unless an exception applies. You may establish automated transfers among the accounts. We reserve the right to limit transfers to the GPAs and the one-year fixed account if the interest rate we are then currently crediting is equal to the minimum interest rate stated in the contract. (See “Making the Most of Your Contract — Transferring Among Accounts”).

Withdrawals: You may withdraw all or part of your contract value at any time before the retirement date. You also may establish automated partial withdrawals. Withdrawals may be subject to charges and tax penalties (including a 10% IRS penalty that may apply if you make withdrawals prior to your reaching age 59 1/2) and may have other tax consequences. Certain other restrictions may apply. (See “Withdrawals”)

Optional benefits: This contract offers optional features that are available for additional charges if you meet certain criteria. (See “Optional Benefits”)

RIVERSOURCE INNOVATIONS VARIABLE ANNUITY — PROSPECTUS 5

Benefits in case of death: If you or the annuitant die before annuity payouts begin, we will pay the beneficiary an amount based on the death benefit selected. (See “Benefits in Case of Death”).

Annuity payouts: You can apply your contract value, after reflecting any adjustments, to an annuity payout plan that begins on the retirement date. You may choose from a variety of plans to make sure that payouts continue as long as you like. The payout schedule must meet IRS requirements. We can make payouts on a fixed or variable basis, or both. During the annuity payout period, your choices for subaccounts may be limited. The GPAs are not available during the payout period. (See “The Annuity Payout Period”).

Taxes: Generally, income earned on your contract value grows tax-deferred until you make withdrawals or begin to receive payouts. (Under certain circumstances, IRS penalty taxes may apply.) The tax treatment of qualified and non-qualified annuities differs. Even if you direct payouts to someone else, you will be taxed on the income if you are the owner. (See “Taxes”).

 6  RIVERSOURCE INNOVATIONS VARIABLE ANNUITY — PROSPECTUS

Expense Summary

The following tables describe the fees and expenses that you will pay when buying, owning and making a withdrawal from the contract. The first table describes the fees and expenses that you paid at the time that you bought the contract and will pay when you make a withdrawal from the contract. State premium taxes also may be deducted.

CONTRACT OWNER TRANSACTION EXPENSES

Withdrawal charge

(Contingent deferred sales charge as a percentage of purchase payments withdrawn)

You select either a seven-year or five-year withdrawal charge schedule at the time of application.

Seven-year schedule		Five-year schedule
Years from purchase	Withdrawal charge	Years from purchase	Withdrawal charge
payment receipt	percentage	payment receipt	percentage

1	8%	1	8%

2	8	2	7

3	7	3	6

4	7	4	4

5	6	5	2

6	5	Thereafter	0

7	3

Thereafter	0

Withdrawal charge under Annuity Payout Plan E — Payouts for a specified period: If you are receiving variable annuity payments under this annuity payout plan, you can choose to take a withdrawal. The amount that you can withdraw is the present value of any remaining variable payouts. The discount rate we use in the calculation will be 5.17% for the assumed investment return of 3.5% and 6.67% for the assumed investment return of 5.0%. The withdrawal charge equals the present value of the remaining payouts using the assumed investment return minus the present value of the remaining payouts using the discount rate. (See “Charges — Withdrawal Charge” and “The Annuity Payout Period — Annuity Payout Plans.”)

RIVERSOURCE INNOVATIONS VARIABLE ANNUITY — PROSPECTUS 7

The next two tables describe the fees and expenses that you will pay periodically during the time that you own the contract, not including fund fees and expenses.

ANNUAL VARIABLE ACCOUNT EXPENSES
(As a percentage of average daily subaccount value.)

You can choose a death benefit guarantee, a qualified or nonqualified contract and the length of your contract’s withdrawal charge schedule. The combination you choose determines the mortality and expense risk fees you pay. The table below shows the combinations available to you and their cost.

	Mortality and	Variable account	Total variable
Seven-year withdrawal charge schedule	expense risk fee	administrative charge	account expense

Qualified annuities

ROP death benefit	0.85%	0.15%	1.00%

MAV death benefit(1),(2)	1.05	0.15	1.20

EDB(1)	1.15	0.15	1.30

Nonqualified annuities

ROP death benefit	1.10	0.15	1.25

MAV death benefit(1),(2)	1.30	0.15	1.45

EDB(1)	1.40	0.15	1.55

Five-year withdrawal charge schedule
Qualified annuities

ROP death benefit	1.15	0.15	1.30

MAV death benefit(1),(2)	1.35	0.15	1.50

EDB(1)	1.45	0.15	1.60

Nonqualified annuities

ROP Payment death benefit	1.40	0.15	1.55

MAV death benefit(1),(2)	1.60	0.15	1.75

EDB(1)	1.70	0.15	1.85

(1)	Available if both you and the annuitant are 79 or younger at contract issue. If you select a GMIB rider, you must elect either the MAV death benefit or the EDB. EDB is not available with Benefit Protector or Benefit Protector Plus. May not be available in all states.
(2)	For contracts with applications signed before Nov. 6, 2003, or if your state has not approved this fee, the MAV death benefit fee is .10% less.

OTHER ANNUAL EXPENSES

Annual contract administrative charge	$40

(We will waive this charge when your contract value is $50,000 or more on the current contract anniversary.)

GMIB – MAV	0.55%(1),(2)

GMIB – 6% Rising Floor	0.75%(1),(2)

(As a percentage of the adjusted contract value charged annually on the contract anniversary.)

PCR fee	0.15%	(1)

(As a percentage of the contract value charged annually on the contract anniversary.)

Benefit Protector fee	0.25%	(1)

(As a percentage of the contract value charged annually on the contract anniversary.)

Benefit Protector Plus fee	0.40%	(1)

(As a percentage of the contract value charged annually on the contract anniversary.)

(1)	This fee applies only if you elect this optional feature.
(2)	For applications signed prior to May 1, 2003, the following current annual rider changes apply: GMIB – MAV — 0.30% and GMIB — 6% Rising Floor — 0.45%.

 8  RIVERSOURCE INNOVATIONS VARIABLE ANNUITY — PROSPECTUS

ANNUAL OPERATING EXPENSES OF THE FUNDS
The next two tables describe the operating expenses of the funds that you may pay periodically during the time that you own the contract. These operating expenses are for the fiscal year ended Dec. 31, 2012, unless otherwise noted. The first table shows the minimum and maximum total operating expenses charged by the funds. The second table shows the total operating expenses charged by each fund. More detail concerning each fund’s fees and expenses is contained in the prospectus for each fund.

Minimum and maximum annual operating expenses for the funds

(Including management fee, distribution and/or service (12b-1) fees and other expenses)(1)

	Minimum	Maximum

Total expenses before fee waivers and/or expense reimbursements	0.45%	1.37%

(1)	Each fund deducts management fees and other expenses from fund assets. Fund assets include amounts you allocate to a particular fund. Funds may also charge 12b-1 fees that are used to finance any activity that is primarily intended to result in the sale of fund shares. Because 12b-1 fees are paid out of fund assets on an ongoing basis, you may pay more if you select subaccounts investing in funds that have adopted 12b-1 plans than if you select subaccounts investing in funds that have not adopted 12b-1 plans. The fund or the fund’s affiliates may pay us or our affiliates for promoting and supporting the offer, sale and servicing of fund shares. In addition, the fund’s distributor and/or investment adviser, transfer agent or their affiliates may pay us or our affiliates for various services we or our affiliates provide. The amount of these payments will vary by fund and may be significant. See “The Variable Account and the Funds” for additional information, including potential conflicts of interest these payments may create. For a more complete description of each fund’s fees and expenses and important disclosure regarding payments the fund and/or its affiliates make, please review the fund’s prospectus and SAI.

Total annual operating expenses for each fund*

(Before fee waivers and/or expense reimbursements, if applicable, as a percentage of average daily net assets)

				Acquired fund	Gross total
	Management	12b-1	Other	fees and	annual
Fund name**	fees	fees	expenses	expenses***	expenses

AllianceBernstein VPS Balanced Wealth Strategy Portfolio (Class B)	0.55%	0.25%	0.10%	—%	0.90%

AllianceBernstein VPS Global Thematic Growth Portfolio (Class B)	0.75	0.25	0.24	—	1.24

AllianceBernstein VPS Growth and Income Portfolio (Class B)	0.55	0.25	0.05	—	0.85

AllianceBernstein VPS Large Cap Growth Portfolio (Class B)	0.75	0.25	0.11	—	1.11

Columbia Variable Portfolio – Cash Management Fund (Class 3)	0.33	0.13	0.14	—	0.60	(1)

Columbia Variable Portfolio – Diversified Bond Fund (Class 3)	0.41	0.13	0.13	—	0.67

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3)**	0.57	0.13	0.12	—	0.82

Columbia Variable Portfolio – Large Cap Growth Fund (Class 3)	0.71	0.13	0.17	—	1.01	(1)

Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3)**	0.66	0.13	0.14	0.01	0.94

Columbia Variable Portfolio – S&P 500 Index Fund (Class 3)	0.10	0.13	0.22	—	0.45

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 3)**	0.36	0.13	0.14	—	0.63

Fidelity® VIP Contrafund® Portfolio Service Class 2	0.56	0.25	0.08	—	0.89

Fidelity® VIP Growth Portfolio Service Class 2	0.56	0.25	0.10	—	0.91

Fidelity® VIP Mid Cap Portfolio Service Class 2	0.56	0.25	0.09	—	0.90

Fidelity® VIP Overseas Portfolio Service Class 2	0.71	0.25	0.14	—	1.10

FTVIPT Franklin Global Real Estate Securities Fund – Class 2	0.80	0.25	0.31	—	1.36

FTVIPT Franklin Small Cap Value Securities Fund – Class 2	0.51	0.25	0.16	—	0.92

FTVIPT Franklin Small-Mid Cap Growth Securities Fund – Class 2	0.51	0.25	0.29	—	1.05

FTVIPT Mutual Shares Securities Fund – Class 2	0.60	0.25	0.11	—	0.96

FTVIPT Templeton Foreign Securities Fund – Class 2	0.64	0.25	0.15	—	1.04

Invesco V.I. Core Equity Fund, Series II Shares	0.61	0.25	0.29	—	1.15

Invesco V.I. Mid Cap Growth Fund, Series II Shares**	0.75	0.25	0.37	—	1.37	(2)

Invesco V.I. Value Opportunities Fund, Series II Shares**	0.70	0.25	0.32	—	1.27

MFS® Investors Growth Stock Series – Service Class	0.75	0.25	0.08	—	1.08

MFS® New Discovery Series – Service Class	0.90	0.25	0.07	—	1.22

MFS® Total Return Series – Service Class	0.75	0.25	0.05	—	1.05	(3)

MFS® Utilities Series – Service Class	0.74	0.25	0.08	—	1.07

RIVERSOURCE INNOVATIONS VARIABLE ANNUITY — PROSPECTUS 9

Total annual operating expenses for each fund* (continued)

(Before fee waivers and/or expense reimbursements, if applicable, as a percentage of average daily net assets)

				Acquired fund	Gross total
	Management	12b-1	Other	fees and	annual
Fund name**	fees	fees	expenses	expenses***	expenses

Oppenheimer Capital Appreciation Fund/VA, Service Shares	0.69%	0.25%	0.12%	—%	1.06	(4)%

Oppenheimer Global Fund/VA, Service Shares**	0.63	0.25	0.13	—	1.01

Oppenheimer Global Strategic Income Fund/VA, Service Shares	0.58	0.25	0.14	0.06	1.03	(5)

Oppenheimer Main Street Small Cap Fund®/VA, Service Shares**	0.69	0.25	0.14	—	1.08	(/4)

Putnam VT Growth and Income Fund – Class IB Shares	0.49	0.25	0.14	—	0.88

Putnam VT International Equity Fund – Class IB Shares	0.71	0.25	0.18	—	1.14

Putnam VT Multi-Cap Growth Fund – Class IB Shares	0.57	0.25	0.15	—	0.97

Putnam VT Research Fund – Class IB Shares	0.57	0.25	0.28	—	1.10

Variable Portfolio – Partners Small Cap Value Fund (Class 3)	0.91	0.13	0.15	0.01	1.20	(1)

*	The Funds provided the information on their expenses and we have not independently verified the information.

**	The previous fund names can be found in “The Variable Account and the Funds” section of the prospectus.

***	Includes fees and expenses incurred indirectly by the Fund as a result of its investment in other investment companies (also referred to as acquired funds).

(1)	Columbia Management Investment Advisers, LLC and certain of its affiliates have contractually agreed to waive and/or to reimburse expenses (excluding certain fees and expenses, such as transaction costs and certain other investment related expenses, interest, taxes, acquired fund fees and expenses, and extraordinary expenses) until April 30, 2014, unless sooner terminated at the sole discretion of the Fund’s Board of Trustees. Under this agreement, the Fund’s net operating expenses, subject to applicable exclusions, will not exceed the annual rate of 0.575% for Columbia Variable Portfolio – Cash Management Fund (Class 3), 0.915% for Columbia Variable Portfolio – Large Cap Growth Fund (Class 3) and 1.005% for Variable Portfolio – Partners Small Cap Value Fund (Class 3),

(2)	The Adviser has contractually agreed, through at least June 30, 2014, to waive advisory fees and/or reimburse expenses of Series II shares to the extent necessary to limit total annual fund operating expenses after fee waivers and/or expense reimbursements (excluding interest, taxes, dividend expense on short sales, extraordinary or non-routine items, including litigation expenses and expenses that the Fund has incurred but did not actually pay because of an expense offset arrangement) of Series II shares to 1.34% of average daily net assets. Unless the Board of Trustees and Invesco Advisers, Inc. mutually agree to amend or continue the fee waiver agreement, it will terminate on June 30, 2014.

(3)	Massachusetts Financial Services Company has agreed in writing to reduce its management fee to 0.70% of the fund’s average daily net assets annually in excess of $1 billion and 0.65% of the fund’s average daily net assets annually in excess of $2.5 billion to $3 billion. This written agreement will remain in effect until modified by the fund’s Board of Trustees, but such agreement will continue until at least April 30, 2014. After fee waivers, net expenses would be 1.02%.

(4)	The Manager has voluntarily agreed to limit the Fund’s expenses after payments, waivers and/or reimbursements and reduction to custodian expenses, excluding expenses incurred directly or indirectly by the Fund as a result of investments in other investment companies, wholly-owned subsidiaries and pooled investment vehicles; so that those expenses, as percentages of daily net assets, will not exceed the annual rate of 1.05% for Oppenheimer Capital Appreciation Fund/VA, Service Shares and 1.05% for Oppenheimer Main Street Small Cap Fund®/VA, Service Shares.

(5)	The Manager has contractually agreed to waive fees and/or reimburse Fund expenses in an amount equal to the indirect management fees incurred through the Fund’s investments in Oppenheimer Institutional Money Market Fund, Oppenheimer Short Duration Fund and the Master Funds. This fee waiver and/or expenses reimbursement may not be amended or withdrawn for one year from the date of the Fund’s prospectus, unless approved by the board. After fee waivers, net expenses would be 0.97%.

 10  RIVERSOURCE INNOVATIONS VARIABLE ANNUITY — PROSPECTUS

Examples
These examples are intended to help you compare the cost of investing in these contracts with the cost of investing in other variable annuity contracts. These costs include your transaction expenses, contract administrative charges(1), variable account annual expenses and fund fees and expenses.

These examples assume that you invest $10,000 in the contract for the time periods indicated. These examples also assume that your investment has a 5% return each year.

Maximum Expenses. These examples assume the most expensive combination of contract features and benefits and the maximum fees and expenses of any of the funds before fee waivers and/or expense reimbursements. They assume that you select the MAV death benefit, GMIB – 6% Rising Floor and Benefit Protector Plus. Although your actual costs may be lower, based on these assumptions your costs would be:

					If you do not withdraw your contract
	If you withdraw your contract				or if you select an annuity payout plan
	at the end of the applicable time period:				at the end of the applicable time period:
Nonqualified Annuity	1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years

Seven-year withdrawal charge schedule	$1,246	$2,046	$2,854	$4,565	$446	$1,346	$2,254	$4,565

Five-year withdrawal charge schedule	1,277	2,034	2,595	4,815	477	1,434	2,395	4,815

Qualified Annuity	1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years

Seven-year withdrawal charge schedule	$1,221	$1,972	$2,736	$4,351	$421	$1,272	$2,136	$4,351

Five-year withdrawal charge schedule	1,252	1,961	2,478	4,607	452	1,361	2,278	4,607

Minimum Expenses. These examples assume the least expensive combination of contract features and benefits and the minimum fees and expenses of any of the funds before fee waivers and/or expense reimbursements. They assume that you select the ROP Death Benefit and do not select any optional benefits. Although your actual costs may be higher, based on these assumptions your costs would be:

					If you do not withdraw your contract
	If you withdraw your contract				or if you select an annuity payout plan
	at the end of the applicable time period:				at the end of the applicable time period:
Nonqualified Annuity	1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years

Seven-year withdrawal charge schedule	$1,014	$1,358	$1,723	$2,387	$214	$658	$1,123	$2,387

Five-year withdrawal charge schedule	1,045	1,351	1,479	2,705	245	751	1,279	2,705

Qualified Annuity	1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years

Seven-year withdrawal charge schedule	$989	$1,280	$1,591	$2,115	$189	$580	$991	$2,115

Five-year withdrawal charge schedule	1,019	1,273	1,349	2,441	219	673	1,149	2,441

(1)	In these examples, the contract administrative charge is $40.

THE EXAMPLES ARE ILLUSTRATIVE ONLY. YOU SHOULD NOT CONSIDER THESE EXAMPLES AS A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES WILL BE HIGHER OR LOWER THAN THOSE SHOWN DEPENDING UPON WHICH OPTIONAL BENEFIT YOU ELECT OTHER THAN INDICATED IN THE EXAMPLES OR IF YOU ALLOCATE CONTRACT VALUE TO ANY OTHER AVAILABLE SUBACCOUNTS.

RIVERSOURCE INNOVATIONS VARIABLE ANNUITY — PROSPECTUS 11

Condensed Financial Information

You can find unaudited condensed financial information for the subaccounts representing the lowest and highest total annual variable account expense combinations in Appendix B.

Financial Statements

You can find our audited financial statements and the audited financial statements of the divisions, which are comprised of subaccounts, in the SAI. The SAI does not include audited financial statements for divisions that are new (if any) and have no activity as of the financial statements date.

The Variable Account and the Funds

Variable Account. The variable account was established under Indiana law on July 15, 1987, and the subaccounts are registered together as a single unit investment trust under the Investment Company Act of 1940 (the 1940 Act). This registration does not involve any supervision of our management or investment practices and policies by the SEC. All obligations arising under the contracts are general obligations of RiverSource Life.

The variable account meets the definition of a separate account under federal securities laws. We credit or charge income, capital gains and capital losses of each subaccount only to that subaccount. State insurance law prohibits us from charging a subaccount with liabilities of any other subaccount or of our general business. The variable account includes other subaccounts that are available under contracts that are not described in this prospectus.

Although the IRS has issued some guidance on investor control, the U.S. Treasury and the IRS may continue to examine this aspect of variable contracts and provide additional guidance on investor control. At this time, we do not know what the additional guidance will be or when action will be taken. We reserve the right to modify the contract, as necessary, so that the owner will not be subject to current taxation as the owner of the subaccount assets.

We intend to comply with all federal tax laws so that the contract continues to qualify as an annuity for federal income tax purposes. We reserve the right to modify the contract as necessary to comply with any new tax laws.

The Funds. This contract currently offers subaccounts investing in shares of the funds listed in the table below.

•	Investment objectives: The investment managers and advisers cannot guarantee that the funds will meet their investment objectives. Please read the funds’ prospectuses for facts you should know before investing. These prospectuses are available by contacting us at the address or telephone number on the first page of this prospectus.

•	Fund name and management: A fund underlying your contract in which a subaccount invests may have a name, portfolio manager, objectives, strategies and characteristics that are the same or substantially similar to those of a publicly-traded retail mutual fund. Despite these similarities, an underlying fund is not the same as any publicly-traded retail mutual fund. Each underlying fund will have its own unique portfolio holdings, fees, operating expenses and operating results. The results of each underlying fund may differ significantly from any publicly-traded retail mutual fund.

•	Eligible purchasers: All funds are available to serve as the underlying investments for variable annuities and variable life insurance policies. The funds are not available to the public (see “Fund Name and Management” above). Some funds also are available to serve as investment options for tax-deferred retirement plans. It is possible that in the future for tax, regulatory or other reasons, it may be disadvantageous for variable annuity accounts and variable life insurance accounts and/or tax-deferred retirement plans to invest in the available funds simultaneously. Although we and the funds’ providers do not currently foresee any such disadvantages, the boards of directors or trustees of each fund will monitor events in order to identify any material conflicts between annuity owners, policy owners and tax-deferred retirement plans and to determine what action, if any, should be taken in response to a conflict. If a board were to conclude that it should establish separate fund providers for the variable annuity, variable life insurance and tax-deferred retirement plan accounts, you would not bear any expenses associated with establishing separate funds. Please refer to the funds’ prospectuses for risk disclosure regarding simultaneous investments by variable annuity, variable life insurance and tax-deferred retirement plan accounts. Each fund intends to comply with the diversification requirements under Section 817(h) of the Code.

•	Asset allocation programs may impact fund performance: Asset allocation programs in general may negatively impact the performance of an underlying fund. Even if you do not participate in an asset allocation program, a fund in which your subaccount invests may be impacted if it is included in an asset allocation program. Rebalancing or reallocation under the terms of the asset allocation program may cause a fund to lose money if it must sell large amounts of securities to meet a redemption request. These losses can be greater if the fund holds securities that are not as liquid as others, for example, various types of bonds, shares of smaller companies and securities of foreign issuers. A fund may also experience higher expenses because it must sell or buy securities more frequently than it otherwise might in the absence of asset allocation

 12  RIVERSOURCE INNOVATIONS VARIABLE ANNUITY — PROSPECTUS

program rebalancing or reallocations. Because asset allocation programs include periodic rebalancing and may also include reallocation, these effects may occur under any asset allocation program we offer or under asset allocation programs used in conjunction with the contracts and plans of other eligible purchasers of the funds.

•	Funds available under the contract: We seek to provide a broad array of underlying funds taking into account the fees and charges imposed by each fund and the contract charges we impose. We select the underlying funds in which the subaccounts initially invest and when there is substitution (see “Substitution of Investments”). We also make all decisions regarding which funds to retain in a contract, which funds to add to a contract and which funds will no longer be offered in a contract. In making these decisions, we may consider various objective and subjective factors. Objective factors include, but are not limited to fund performance, fund expenses, classes of fund shares available, size of the fund and investment objectives and investing style of the fund. Subjective factors include, but are not limited to, investment sub-styles and process, management skill and history at other funds and portfolio concentration and sector weightings. We also consider the levels and types of revenue including, but not limited to, expense payments and non-cash compensation a fund, its distributor, investment adviser, subadviser, transfer agent or their affiliates pay us and our affiliates. This revenue includes, but is not limited to compensation for administrative services provided with respect to the fund and support of marketing and distribution expenses incurred with respect to the fund.

•	Revenue we receive from the funds may create potential conflicts of interest: We or our affiliates receive from each of the funds, or the funds’ affiliates, varying levels and types of revenue, including but not limited to expense payments and non-cash compensation. The amount of this revenue and how it is computed varies by fund, may be significant and may create potential conflicts of interest. The greatest amount and percentage of revenue we and our affiliates receive comes from assets allocated to subaccounts investing in the funds that are managed by our affiliates Columbia Management Investment Advisers, LLC (Columbia Management Investment Advisers) or Columbia Wanger Asset Management, LLC (Columbia Wanger Asset Management) (affiliated funds). Employee compensation and operating goals at all levels are tied to the success of Ameriprise Financial, Inc. and its affiliates, including us. Certain employees may receive higher compensation and other benefits based, in part, on contract values that are invested in the affiliated funds. We or our affiliates receive revenue which ranges up to 0.69% of the average daily net assets invested in the underlying funds through this and other contracts we and our affiliate issue. We or our affiliates may also receive revenue which ranges up to 0.04% of aggregate, net or anticipated sales of underlying funds through this and other contracts we and our affiliate issue. Please see the SAI for a table that ranks the underlying funds according to total dollar amounts they and their affiliates paid us or our affiliates in the prior calendar year.

Expense payments, non-cash compensation and other forms of revenue may influence recommendations your investment professional makes regarding whether you should invest in the contract and whether you should allocate purchase payments or contract value to a subaccount that invests in a particular fund (see “About the Service Providers”).

The revenue we or our affiliates receive from a fund or its affiliates is in addition to revenue we receive from the charges you pay when buying, owning and making a withdrawal from the contract (see “Expense Summary”). However, the revenue we or our affiliates receive from a fund or its affiliates may come, at least in part, from the fund’s fees and expenses you pay indirectly when you allocate contract value to the subaccount that invests in that fund.

•	Why revenues are paid to us: In accordance with applicable laws, regulations and the terms of the agreements under which such revenue is paid, we or our affiliates may receive these revenues including, but not limited to expense payments and non-cash compensation for various purposes:

•	Compensating, training and educating investment professionals who sell the contracts.

•	Granting access to our employees whose job it is to promote sales of the contracts by authorized selling firms and their investment professionals, and granting access to investment professionals of our affiliated selling firms.

•	Activities or services we or our affiliates provide that assist in the promotion and distribution of the contracts including promoting the funds available under the contracts to prospective and existing contract owners, authorized selling firms and investment professionals.

•	Providing sub-transfer agency and shareholder servicing to contract owners.

•	Promoting, including and/or retaining the fund’s investment portfolios as underlying investment options in the contracts.

•	Advertising, printing and mailing sales literature, and printing and distributing prospectuses and reports.

•	Furnishing personal services to contract owners, including education of contract owners, answering routine inquiries regarding a fund, maintaining accounts or providing such other services eligible for service fees as defined under the rules of the Financial Industry Regulatory Authority (FINRA).

•	Subaccounting, transaction processing, recordkeeping and administration.

RIVERSOURCE INNOVATIONS VARIABLE ANNUITY — PROSPECTUS 13

•	Sources of revenue received from affiliated funds: The affiliated funds are managed by Columbia Management Investment Advisers or Columbia Wanger Asset Management. The sources of revenue we receive from these affiliated funds, or from affiliates of these funds, may include, but are not necessarily limited to, the following:

•	Assets of the fund’s adviser and transfer agent or an affiliate. The revenue resulting from these sources may be based either on a percentage of average daily net assets of the fund or on the actual cost of certain services we provide with respect to the fund. We may receive this revenue either in the form of a cash payment or it may be allocated to us.

•	Compensation paid out of 12b-1 fees that are deducted from fund assets and disclosed in the “12b-1 fees” column of the “Annual Operating Expenses of the Funds” table.

•	Sources of revenue received from unaffiliated funds: The unaffiliated funds are not managed by an affiliate of ours. The sources of revenue we receive from these unaffiliated funds, or the funds’ affiliates, may include, but are not necessarily limited to, the following:

•	Assets of the fund’s adviser, subadviser, transfer agent or an affiliate of these and assets of the fund’s distributor or an affiliate. The revenue resulting from these sources usually is based on a percentage of average daily net assets of the fund but there may be other types of payment arrangements.

•	Compensation paid out of 12b-1 fees that are deducted from fund assets and disclosed in the “12b-1 fees” column of the “Annual Operating Expenses of the Funds” table.

 14  RIVERSOURCE INNOVATIONS VARIABLE ANNUITY — PROSPECTUS

You may allocate purchase payments and transfers to any or all of the subaccounts of the variable account that invest in shares of the following funds:

Investing In	Investment Objective and Policies	Investment Adviser
AllianceBernstein VPS Balanced Wealth Strategy Portfolio (Class B)	Seeks to maximize total return consistent with AllianceBernstein’s determination of reasonable risk.	AllianceBernstein L.P.

AllianceBernstein VPS Global Thematic Growth Portfolio (Class B)	Seeks long-term growth of capital.	AllianceBernstein L.P.

AllianceBernstein VPS Growth and Income Portfolio (Class B)	Seeks long-term growth of capital.	AllianceBernstein L.P.

AllianceBernstein VPS Large Cap Growth Portfolio (Class B)	Seeks long-term growth of capital.	AllianceBernstein L.P.

Columbia Variable Portfolio – Cash Management Fund (Class 3)	Seeks maximum current income consistent with liquidity and stability of principal.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Diversified Bond Fund (Class 3)	Seeks high level of current income while attempting to conserve the value of the investment for the longest period of time.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3) (previously Columbia Variable Portfolio – Diversified Equity Income Fund (Class 3))	Seeks high level of current income and, as a secondary goal, steady growth of capital.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Large Cap Growth Fund (Class 3)	Seeks long-term capital growth.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3) (previously Columbia Variable Portfolio – Dynamic Equity Fund (Class 3))	Seeks capital appreciation.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – S&P 500 Index Fund (Class 3)	Seeks long-term capital appreciation.	Columbia Management Investment Advisers, LLC

RIVERSOURCE INNOVATIONS VARIABLE ANNUITY — PROSPECTUS 15

Investing In	Investment Objective and Policies	Investment Adviser
Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 3) (previously Columbia Variable Portfolio – Short Duration U.S. Government Fund (Class 3))	Seeks high level of current income and safety of principal consistent with investment in U.S. government and government agency securities.	Columbia Management Investment Advisers, LLC

Fidelity® VIP Contrafund® Portfolio Service Class 2	Seeks long-term capital appreciation. Normally invests primarily in common stocks. Invests in securities of companies whose value it believes is not fully recognized by the public. Invests in either “growth” stocks or “value” stocks or both. The fund invests in domestic and foreign issuers.	Fidelity Management & Research Company (FMR) is the fund’s manager. FMR Co., Inc. (FMRC) and other investment advisers serve as sub-advisers for the fund.

Fidelity® VIP Growth Portfolio Service Class 2	Seeks to achieve capital appreciation. Normally invests primarily in common stocks. Invests in companies that it believes have above-average growth potential (stocks of these companies are often called “growth” stocks). The Fund invests in domestic and foreign issuers.	Fidelity Management & Research Company (FMR) is the fund’s manager. FMR Co., Inc. (FMRC) and other investment advisers serve as sub-advisers for the fund.

Fidelity® VIP Mid Cap Portfolio Service Class 2	Seeks long-term growth of capital. Normally invests primarily in common stocks. Normally invests at least 80% of assets in securities of companies with medium market capitalizations. May invest in companies with smaller or larger market capitalizations. Invests in domestic and foreign issuers. The Fund invests in either “growth” or “value” common stocks or both.	Fidelity Management & Research Company (FMR) is the fund’s manager. FMR Co., Inc. (FMRC) and other investment advisers serve as sub-advisers for the fund.

Fidelity® VIP Overseas Portfolio Service Class 2	Seeks long-term growth of capital. Normally invests primarily in common stocks allocating investments across different countries and regions. Normally invests at least 80% of assets in non-U.S. securities.	Fidelity Management & Research Company (FMR) is the fund’s manager. FMR Co., Inc. (FMRC) and other investment advisers serve as sub-advisers for the fund.

FTVIPT Franklin Global Real Estate Securities Fund – Class 2	Seeks high total return. Under normal market conditions, the fund invests at least 80% of its net assets in investments of companies located anywhere in the world that operate in the real estate sector.	Franklin Templeton Institutional, LLC

FTVIPT Franklin Small Cap Value Securities Fund – Class 2	Seeks long-term total return. Under normal market conditions, the fund invests at least 80% of its net assets in investments of small capitalization companies.	Franklin Advisory Services, LLC

FTVIPT Franklin Small-Mid Cap Growth Securities Fund – Class 2	Seeks long-term capital growth. Under normal market conditions, the fund invests at least 80% of its net assets in investments of small capitalization and mid capitalization companies.	Franklin Advisers, Inc.

FTVIPT Mutual Shares Securities Fund – Class 2	Seeks capital appreciation, with income as a secondary goal. Under normal market conditions, the fund invests primarily in U.S. and foreign equity securities that the investment manager believes are undervalued.	Franklin Mutual Advisers, LLC

 16  RIVERSOURCE INNOVATIONS VARIABLE ANNUITY — PROSPECTUS

Investing In	Investment Objective and Policies	Investment Adviser
FTVIPT Templeton Foreign Securities Fund – Class 2	Seeks long-term capital growth. Under normal market conditions, the fund invests at least 80% of its net assets in investments of issuers located outside the U.S., including those in emerging markets.	Templeton Investment Counsel, LLC

Invesco V.I. Core Equity Fund, Series II Shares	Seeks long-term growth of capital.	Invesco Advisers, Inc.

Invesco V.I. Mid Cap Growth Fund, Series II Shares (previously Invesco Van Kampen V.I. – Mid Cap Growth Fund, Series II Shares)	Seeks capital growth.	Invesco Advisers, Inc.

Invesco V.I. Value Opportunities Fund, Series II Shares (previously Invesco Van Kampen V.I. – Value Opportunities Fund, Series II Shares)	Seeks long-term growth of capital.	Invesco Advisers, Inc.

MFS® Investors Growth Stock Series – Service Class	Seeks capital appreciation.	MFS® Investment Management

MFS® New Discovery Series – Service Class	Seeks capital appreciation.	MFS® Investment Management

MFS® Total Return Series – Service Class	Seeks total return.	MFS® Investment Management

MFS® Utilities Series – Service Class	Seeks total return.	MFS® Investment Management

Oppenheimer Capital Appreciation Fund/VA, Service Shares	Seeks capital appreciation by investing in securities of well-known, established companies.	OFI Global Asset Management, Inc., adviser; OppenheimerFunds, Inc., sub-adviser.

Oppenheimer Global Fund/VA, Service Shares (previously Oppenheimer Global Securities Fund/VA, Service Shares)	Seeks long-term capital appreciation by investing a substantial portion of its assets in securities of foreign issuers, “growth-type” companies, cyclical industries and special situations that are considered to have appreciation possibilities.	OFI Global Asset Management, Inc., adviser; OppenheimerFunds, Inc., sub-adviser.

Oppenheimer Global Strategic Income Fund/VA, Service Shares	Seeks a high level of current income principally derived from interest on debt securities.	OFI Global Asset Management, Inc., adviser; OppenheimerFunds, Inc., sub-adviser.

Oppenheimer Main Street Small Cap Fund®/VA, Service Shares (previously Oppenheimer Main Street Small – & Mid-Cap Fund®/VA, Service Shares)	Seeks capital appreciation.	OFI Global Asset Management, Inc., adviser; OppenheimerFunds, Inc., sub-adviser.

RIVERSOURCE INNOVATIONS VARIABLE ANNUITY — PROSPECTUS 17

Investing In	Investment Objective and Policies	Investment Adviser
Putnam VT Growth and Income Fund – Class IB Shares	Seeks capital growth and current income.	Putnam Investment Management, LLC, adviser; Putnam Advisory Company, LLC, sub-adviser; and Putnam

Putnam VT International Equity Fund – Class IB Shares	Seeks capital appreciation.	Putnam Investment Management, LLC, adviser; Putnam Advisory Company, LLC, sub-adviser; and Putnam Investments Limited

Putnam VT Multi-Cap Growth Fund – Class IB Shares	Seeks long-term capital appreciation.	Putnam Investment Management, LLC

Putnam VT Research Fund – Class IB Shares	Seeks capital appreciation.	Putnam Investment Management, LLC, adviser; Putnam Advisory Company, LLC, sub-adviser

Variable Portfolio – Partners Small Cap Value Fund (Class 3)	Seeks long-term capital appreciation.	Columbia Management Investment Advisers, LLC, adviser; Barrow, Hanley, Mewhinney & Strauss, Inc., Denver Investment Advisors LLC, Donald Smith & Co., Inc., River Road Asset Management, LLC and Turner Investment Partners, Inc., subadvisers.

Guarantee Period Accounts (GPAs)

The GPAs may not be available in some states.

You may allocate purchase payments and purchase payment credits to one or more of the GPAs with guarantee periods declared by us. These periods of time may vary by state. The minimum required investment in each GPA is $1,000. There are restrictions on the amount you can allocate to these accounts as well as on transfers from these accounts (see “Buying Your Contract” and “Transfer policies”). These accounts are not offered after annuity payouts begin.

Each GPA pays an interest rate that is declared when you make an allocation to that account. That interest rate is then fixed for the guarantee period that you chose. We will periodically change the declared interest rate for any future allocations to these accounts, but we will not change the rate paid on money currently in a GPA.

The interest rates that we will declare as guaranteed rates in the future are determined by us at our discretion (“future rates”). We will determine future rates based on various factors including, but not limited to, the interest rate environment, returns we earn on investments in the nonunitized separate account we have established for the GPAs, the rates currently in effect for new and existing RiverSource Life annuities, product design, competition and RiverSource Life’s revenues and other expenses. We cannot predict nor can we guarantee what future rates will be.

You may transfer or withdraw contract value out of the GPAs within 30 days before the end of the guarantee period without receiving a MVA (see “Market Value Adjustment (MVA)” below.) During this 30 day window you may choose to start a new guarantee period of the same length, transfer the contract value to another GPA, transfer the contract value to any of the subaccounts, or withdraw the contract value from the contract (subject to applicable withdrawal provisions). If we do not receive any instructions at the end of your guarantee period our current practice is to automatically transfer the contract value into the one-year fixed account.

We hold amounts you allocate to the GPAs in a “nonunitized” separate account. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the GPAs. State insurance law prohibits us from charging this separate account with liabilities of any other separate account or of our general business. We own the assets of this separate account as well as any favorable investment performance of those assets. You do not participate in the performance of the assets held in this separate account. We guarantee all benefits relating to your value in the GPAs. This guarantee is based on the continued claims-paying ability of the company’s general account. You should be aware that our general account is exposed to the risks normally associated with a portfolio of fixed-income securities, including interest rate,

 18  RIVERSOURCE INNOVATIONS VARIABLE ANNUITY — PROSPECTUS

option, liquidity and credit risk. You should also be aware that we issue other types of insurance and financial products as well, and we also pay our obligations under these products from assets in our general account. Our general account is not segregated or insulated from the claims of our creditors. The financial statements contained in the SAI include a further discussion of the risks inherent within the investments of the general account.

We intend to construct and manage the investment portfolio relating to the separate account in such a way as to minimize the impact of fluctuations by interest rates. We seek to achieve this by constructing a portfolio of assets with a price sensitivity to interest rate changes (i.e., price duration) that is similar to the price duration of the corresponding portfolio of liabilities.

We must invest this portfolio of assets in accordance with requirements established by applicable state laws regarding the nature and quality of investments that life insurance companies may make and the percentage of their assets that they may commit to any particular type of investment. Our investment strategy will incorporate the use of a variety of debt instruments having price durations tending to match the applicable guarantee periods. These instruments include, but are not necessarily limited to, the following:

•	Securities issued by the U.S. government or its agencies or instrumentalities, which issues may or may not be guaranteed by the U.S. government;

•	Debt securities that have an investment grade, at the time of purchase, within the four highest grades assigned by any of three nationally recognized rating agencies — Standard & Poor’s, Moody’s Investors Service or Fitch (formerly Duff & Phelps) — or are rated in the two highest grades by the National Association of Insurance Commissioners;

•	Other debt instruments which are unrated or rated below investment grade, limited to 10% of assets at the time of purchase; and

•	Real estate mortgages, limited to 45% of portfolio assets at the time of acquisition.

In addition, options and futures contracts on fixed income securities will be used from time to time to achieve and maintain appropriate investment and liquidity characteristics on the overall asset portfolio.

While this information generally describes our investment strategy, we are not obligated to follow any particular strategy except as may be required by federal law and Indiana and other state insurance laws.

MARKET VALUE ADJUSTMENT (MVA)
We guarantee the contract value allocated to your GPA, including the interest credited, if you do not make any transfers or withdrawals from that GPA prior to 30 days before the end of the Guarantee Period. However, we will apply an MVA if a transfer or withdrawal occurs prior to this time, unless the transfer is an automated transfer from the two-year GPA as part of a dollar-cost averaging program or an Interest Sweep strategy. The MVA also affects amounts withdrawn from a GPA prior to 30 days before the end of the Guarantee Period that are used to purchase payouts under an annuity payout plan. We will refer to all of these transactions as “early withdrawals” in the discussion below.

When you request an early withdrawal, we adjust the early withdrawal amount by an MVA formula. The early withdrawal amount reflects the relationship between the guaranteed interest rate you are earning in your current GPA and the interest rate we are crediting on new GPAs that end at the same time as your current GPA.

The MVA is sensitive to changes in current interest rates. The magnitude of any applicable MVA will depend on our current schedule of guaranteed interest rates at the time of the withdrawal, the time remaining in your Guarantee Period and your guaranteed interest rate. The MVA is negative, zero or positive depending on how the guaranteed interest rate on your GPA compares to the interest rate of a new GPA for the same number of years as the Guarantee Period remaining on your GPA. This is summarized in the following table.

If your GPA rate is:	The MVA is:

Less than the new GPA rate + 0.10%	Negative

Equal to the new GPA rate + 0.10%	Zero

Greater than the new GPA rate + 0.10%	Positive

General Examples
As the examples below demonstrate, the application of an MVA may result in either a gain or loss of principal. We refer to all of the transactions described below as “early withdrawals.”

Assume:

•	You purchase a contract and allocate part of your purchase payment to the ten-year GPA.

•	We guarantee an interest rate of 3.0% annually for your ten-year Guarantee Period.

•	After three years, you decide to make a withdrawal from your GPA. In other words, there are seven years left in your Guarantee Period.

RIVERSOURCE INNOVATIONS VARIABLE ANNUITY — PROSPECTUS 19

Remember that the MVA depends partly on the interest rate of a new GPA for the same number of years as the Guarantee Period remaining on your GPA. In this case, that is seven years.

Example 1: Remember that your GPA is earning 3.0%. Assume at the time of your withdrawal new GPAs that we offer with a seven-year Guarantee Period are earning 3.5%. We add 0.10% to the 3.5% rate to get 3.6%. Your GPA’s 3.0% rate is less than the 3.6% rate so the MVA will be negative.

Example 2: Remember again that your GPA is earning 3.0%, and assume that new GPAs that we offer with a seven-year Guarantee Period are earning 2.5%. We add 0.10% to the 2.5% rate to get 2.6%. In this example, since your GPA’s 3.0% rate is greater than the 2.6% rate, the MVA will be positive. To determine that adjustment precisely, you will have to use the formula described below.

Sample MVA Calculations
The precise MVA formula we apply is as follows:

Early withdrawal amount ×	[(	1 + i 1 + j + .001)	n/12	− 1 ]	= MVA

Where i	= rate earned in the GPA from which amounts are being transferred or withdrawn.

j	= current rate for a new Guaranteed Period equal to the remaining term in the current Guarantee Period.

n	= number of months remaining in the current Guarantee Period (rounded up).

Examples
Using assumptions similar to those we used in the examples above:

•	You purchase a contract and allocate part of your purchase payment to the ten-year GPA.

•	We guarantee an interest rate of 3.0% annually for your ten-year Guarantee Period.

•	After three years, you decide to make a $1,000 withdrawal from your GPA. In other words, there are seven years left in your Guarantee Period.

Example 1: You request an early withdrawal of $1,000 from your ten-year GPA earning a guaranteed interest rate of 3.0%. Assume at the time of your withdrawal new GPAs that we offer with a seven-year Guarantee Period are earning 3.5%. Using the formula above, we determine the MVA as follows:

$1,000 ×	[(	1.030 1 + .035 + .001)	84/12	− 1]	= −$39.84

In this example, the MVA is a negative $39.84.

Example 2: You request an early withdrawal of $1,000 from your ten-year GPA earning a guaranteed interest rate of 3.0%. Assume at the time of your withdrawal new GPAs that we offer with a seven-year Guarantee Period are earning 2.5%. Using the formula above, we determine the MVA as follows:

$1,000 ×	[(	1.030 1 + .025 + .001)	84/12	− 1]	= $27.61

In this example, the MVA is a positive $27.61.

Please note that when you allocate your purchase payment to the ten-year GPA and your purchase payment is in its fourth year from receipt at the beginning of the Guarantee Period, your withdrawal charge percentage is 7%. (See “Charges — Withdrawal Charge.”) We do not apply MVAs to the amounts we deduct for withdrawal charges, so we would deduct the withdrawal charge from your early withdrawal after we applied the MVA. Also note that when you request an early withdrawal, we withdraw an amount from your GPA that will give you the net amount you requested after we apply the MVA and any applicable withdrawal charge, unless you request otherwise.

The current interest rate we offer on the GPA will change periodically at our discretion. It is the rate we are then paying on purchase payments, renewals and transfers paid under this class of contracts for Guarantee Period durations equaling the remaining Guarantee Period of the GPA to which the formula is being applied.

We will not apply MVAs to amounts withdrawn for annual contract charges, to amounts we pay as death claims or to automatic transfers from the two-year GPA as part of a dollar-cost averaging program or an Interest Sweep strategy. In some states, the MVA is limited.

 20  RIVERSOURCE INNOVATIONS VARIABLE ANNUITY — PROSPECTUS

The One-Year Fixed Account

You may allocate purchase payments or transfer accumulated value to the one-year fixed account. Some states may restrict the amount you can allocate to this account. We back the principal and interest guarantees relating to the one-year fixed account. These guarantees are based on the continued claims-paying ability of the company’s general account. You should be aware that our general account is exposed to the risks normally associated with a portfolio of fixed-income securities, including interest rate, option, liquidity and credit risk. The financial statements contained in the SAI include a further discussion of the risks inherent within the investments of the general account. The value of the one-year fixed account increases as we credit interest to the account. Purchase payments and transfers to the one-year fixed account become part of our general account. We credit and compound interest daily based on a 365-day year (366 in a leap year) so as to produce the annual effective rate which we declare. The interest rate we apply to each purchase payment or transfer to the one-year fixed account is guaranteed for one year. Thereafter we will change the rates from time-to-time at our discretion. These rates will be based on various factors including, but not limited to, the interest rate environment, returns earned on investments backing these annuities, the rates currently in effect for new and existing RiverSource Life annuities, product design, competition, and RiverSource Life’s revenues and expenses. The guaranteed minimum interest rate offered may vary by state but will not be lower than state law allows.

There are restrictions on the amount you can allocate to this account as well as on transfers from this account (see “Buying Your Contract” and “Transfer policies”).

The one-year fixed account is not required to be registered with the SEC. The SEC staff does not review the disclosures in this prospectus on the one-year fixed account, however, disclosures regarding the one-year fixed account may be subject to certain generally applicable provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

Buying Your Contract

New contracts are not currently being offered.

We are required by law to obtain personal information from you which we will use to verify your identity. If you do not provide this information we reserve the right to refuse to issue your contract or take other steps we deem reasonable. As the owner, you have all rights and may receive all benefits under the contract. You can own a qualified or nonqualified annuity. Generally, you can own a nonqualified annuity in joint tenancy with rights of survivorship only in spousal situations. You cannot own a qualified annuity in joint tenancy. You can become an owner if you are 85 or younger. (The age limit may be younger for qualified annuities in some states.)

When you applied, you selected (if available in your state):

•	GPAs, the one-year fixed account and/or subaccounts in which you want to invest(1);

•	how you want to make purchase payments;

•	the optional MAV death benefit(2);

•	the optional EDB(2);

•	the optional GMIB – MAV rider(3);

•	the optional GMIB – 6% Rising Floor rider(3);

•	the optional PCR(3);

•	the optional Benefit Protector Death Benefit(4);

•	the optional Benefit Protector Plus Death Benefit(4);

•	the length of the withdrawal charge schedule (5 or 7 years)(5); and

•	a beneficiary.

(1)	GPAs are not available under contracts issued in Maryland, Oregon, Pennsylvania or Washington and may not be available in other states.
(2)	Available if both you and the annuitant are 79 or younger at contract issue. If you select a GMIB rider, you must elect either the MAV death benefit or the EDB. EDB is not available with Benefit Protector or Benefit Protector Plus. May not be available in all states.
(3)	If you select the PCR, you cannot add a GMIB rider. The GMIB is available if the annuitant is 75 or younger at contract issue. The GMIB is not available with ROP death benefit. May not be available in all states.
(4)	Available if you and the annuitant are 75 or younger at contract issue. Not available with EDB. May not be available in all states.
(5)	The five-year withdrawal charge schedule may not be available in all states.

The contract provides for allocation of purchase payments to the GPAs, the one-year fixed account and/or the subaccounts of the variable account in even 1% increments subject to the $1,000 minimum for the GPAs.

RIVERSOURCE INNOVATIONS VARIABLE ANNUITY — PROSPECTUS 21

The following restrictions on allocation of purchase payments to the GPAs and the one-year fixed account will apply:

For contracts with applications signed prior to June 16, 2003:	No restrictions on the amount of purchase payments allocated to the GPAs or the one-year fixed account (if available).

For contracts with applications signed on or after June 16 through Dec. 4, 2003:	The amount of any purchase payment allocated to the GPAs and the one-year fixed account in total cannot exceed 30% of the purchase payment.

This 30% limit will not apply if you establish a dollar cost averaging arrangement with respect to the purchase payment according to procedures currently in effect, or you are participating according to the rules of an asset allocation model portfolio program available under the contract, if any.

For contracts with applications signed on or after Dec. 5, 2003:	In certain states where we offer GPAs that do not require payment of a statutory minimum guaranteed interest rate, the amount of any purchase payment allocated to one-year fixed account cannot exceed 30% of the purchase payment. The amount of any purchase payment allocated to the GPAs is not subject to this 30% limit. Please consult your investment professional to see if these restrictions apply in your state. In all other states, the amount of any purchase payment allocated to the GPAs and the one-year fixed account in total cannot exceed 30% of the purchase payment. We reserve the right to further limit purchase payment allocations to the one-year fixed account and/or GPAs if the interest rate we are then crediting on new purchase payments allocated to the one-year fixed account is equal to the minimum interest rate stated in the contract.

In all states, the 30% limit will not apply if you establish an automated dollar cost averaging arrangement with respect to the purchase payment according to procedures currently in effect, or you are participating according to the rules of an asset allocation model portfolio program available under the contract, if any.

There are no restrictions on allocations of purchase payments to the subaccounts.

We applied your initial purchase payment to the GPAs, one-year fixed account and subaccounts you selected within two business days after we received it at our corporate office. We will credit additional purchase payments you make to your accounts on the valuation date we receive them. If we receive an additional purchase payment at our corporate office before the close of business, we will credit any portion of that payment allocated to the subaccounts using the accumulation unit value we calculate on the valuation date we received the payment.

You may make monthly payments to your contract under a systematic investment plan (SIP). To begin the SIP, you will complete and send a form and your first SIP payment along with your application. There is no charge for SIP. You can stop your SIP payments at any time.

In most states, you may make additional purchase payments to nonqualified and qualified annuities until the retirement date.

THE RETIREMENT DATE
Annuity payouts begin on the retirement date. When we processed your application, we established the retirement date to be the maximum age (or contract anniversary if applicable) for nonqualified annuities and Roth IRAs and for qualified annuities the date specified below. You can also select a date within the maximum limits. Your selected date can align with your actual retirement from a job, or it can be a different future date, depending on your needs and goals and on certain restrictions. You also can change the retirement date, provided you send us written instructions at least 30 days before annuity payouts begin.

For nonqualified annuities and Roth IRAs, the retirement date must be:

•	no earlier than the 30th day after the contract’s effective date; and

•	no later than the annuitant’s 85th birthday or the tenth contract anniversary, if purchased after age 75, or such other date as agreed upon by us.

For qualified annuities except Roth IRAs, to comply with IRS regulations, the retirement date generally must be:

•	for IRAs by April 1 of the year following the calendar year when the annuitant reaches age 70 1/2; or

 22  RIVERSOURCE INNOVATIONS VARIABLE ANNUITY — PROSPECTUS

•	for all other qualified annuities, by April 1 of the year following the calendar year when the annuitant reaches age 70 1/2 or, if later, retires (except that 5% business owners may not select a retirement date that is later than April 1 of the year following the calendar year when they reach age 70 1/2).

If you satisfy your required minimum distributions in the form of partial withdrawals from this contract, annuity payouts can start as late as the annuitant’s 85th birthday or the tenth contract anniversary, if later, or a date that has been otherwise agreed to by us.

Contract owners of IRAs and TSAs may also be able to satisfy required minimum distributions using other IRAs or TSAs, and in that case, may delay the annuity payout start date for this contract.

BENEFICIARY
We will pay to your named beneficiary the death benefit if it becomes payable before the retirement date while the contract is in force and before annuity payouts begin. If there is more than one beneficiary, we will pay each beneficiary’s designated share when we receive their completed claim. A beneficiary will bear the investment risk of the variable account until we receive the beneficiary’s completed claim. If there is no named beneficiary, the default provisions of your contract will apply. (See “Benefits in Case of Death” for more about beneficiaries.)

PURCHASE PAYMENTS
Purchase payment amounts and purchase payment timing may vary by state and be limited under the terms of your contract.

Minimum purchase payments
If paying by SIP:

$50 for additional payments.

If paying by any other method:

$100 for additional payments.

Maximum total allowable purchase payments*

$1,000,000

*	This limit applies in total to all RiverSource Life annuities you own. We reserve the right to waive or increase the maximum limit. For qualified annuities, the tax-deferred retirement plan’s or the Code’s limits on annual contributions also apply.

HOW TO MAKE PURCHASE PAYMENTS

 1 By letter

Send your check along with your name and contract number to:

RiverSource Life Insurance Company
829 Ameriprise Financial Center
Minneapolis, MN 55474

 2 By SIP

Contact your investment professional to complete the necessary SIP paperwork.

PURCHASE PAYMENT CREDITS
You will receive a purchase payment credit with any payment you make to your contract that brings your total net payment (total payments less total withdrawals) to $100,000 or more.(1)

For applications signed on or after Nov. 6, 2003, only contracts with a seven-year withdrawal charge schedule are eligible for a credit. If you make any additional payments that cause the contract to be eligible for the credit, we will add credits to your prior purchase payments (less total withdrawals). We apply this credit immediately. We allocate the credit to the GPAs, the one-year fixed account, special DCA account and the subaccounts in the same proportions as your purchase payment.

We fund the credit from our general account. Credits are not considered to be “investments” for income tax purposes. (See “Taxes.”)

We will reverse credits from the contract value for any purchase payment that is not honored (if, for example, your purchase payment check is returned for insufficient funds).

To the extent a death benefit or withdrawal payment includes purchase payment credits applied within twelve months preceding: (1) the date of death that results in a lump sum death benefit under this contract; or (2) a request for withdrawal charge waiver due to “Contingent events” (see “Charges — Contingent events”), we will assess a charge, similar to a

RIVERSOURCE INNOVATIONS VARIABLE ANNUITY — PROSPECTUS 23

withdrawal charge, equal to the amount of the purchase payment credits. The amount we pay to you under these circumstances will always equal or exceed your withdrawal value.

Because of higher charges, there may be circumstances where you may be worse off for having received the credit than in other contracts. All things being equal (such as guarantee availability or fund performance and availability), this may occur if you hold your contract for 15 years or more. This also may occur if you make a full withdrawal in the first seven years. You should consider these higher charges and other relevant factors before you buy this contract or before you exchange a contract you currently own for this contract.

This credit is made available because of lower distribution and other expenses associated with larger sized contracts and through revenue from higher withdrawal charges and contract administrative charges than would otherwise be charged. In general, we do not profit from the higher charges assessed to cover the cost of the purchase payment credit. We use all the revenue from these higher charges to pay for the cost of the credits. However, we could profit from the higher charges if market appreciation is higher than expected or if contract owners hold their contracts for longer than expected.

(1)	For applications signed on or after Nov. 6, 2003 and if your state has approved this restriction, purchase payment credits are not available for contracts with a five-year withdrawal charge schedule.

LIMITATIONS ON USE OF CONTRACT
If mandated by applicable law, including, but not limited to, federal anti-money laundering laws, we may be required to reject a purchase payment. We may also be required to block an owner’s access to contract values or to satisfy other statutory obligations. Under these circumstances, we may refuse to implement requests for transfers, withdrawals or death benefits until instructions are received from the appropriate governmental authority or a court of competent jurisdiction.

Charges

ALL CONTRACTS

CONTRACT ADMINISTRATIVE CHARGE
We charge this fee for establishing and maintaining your records. We deduct $40 from the contract value on your contract anniversary or, if earlier, when the contact is fully withdrawn. We prorate this charge among the GPAs, the one-year fixed account, and the subaccounts in the same proportion your interest in each account bears to your total contract value. Some states also limit any contract charge allocated to the fixed account.

We will waive this charge when your contract value is $50,000 or more on the current contract anniversary.

If you take a full withdrawal from your contract, we will deduct the charge at the time of withdrawal regardless of the contract value. We cannot increase the annual contract administrative charge and it does not apply after annuity payouts begin or when we pay death benefits.

VARIABLE ACCOUNT ADMINISTRATIVE CHARGE
We apply this charge daily to the subaccounts. It is reflected in the unit values of your subaccounts and it totals 0.15% of their average daily net assets on an annual basis. It covers certain administrative and operating expenses of the subaccounts such as accounting, legal and data processing fees and expenses involved in the preparation and distribution of reports and prospectuses. We cannot increase the variable account administrative charge.

MORTALITY AND EXPENSE RISK FEE
We charge these fees daily to the subaccounts. The unit values of your subaccounts reflect these fees. These fees cover the mortality and expense risk that we assume. These fees do not apply to the GPAs or the one-year fixed account. We cannot increase these fees.

These fees are based on the death benefit guarantee, whether the contract is a qualified annuity or a nonqualified annuity and the withdrawal charge schedule that applies to your contract.

Seven-year withdrawal charge schedule	Qualified annuities	Nonqualified annuities

ROP death benefit	0.85%	1.10%

MAV death benefit(1)	1.05	1.30

EDB	1.15	1.40

Five-year withdrawal charge schedule

ROP death benefit	1.15	1.40

MAV death benefit(1)	1.35	1.60

EDB	1.45	1.70

 24  RIVERSOURCE INNOVATIONS VARIABLE ANNUITY — PROSPECTUS

(1)	For contracts with applications signed before Nov. 6, 2003, or if your state has not approved this fee, the MAV death benefit fee is .10% less.

Mortality risk arises because of our guarantee to pay a death benefit and our guarantee to make annuity payouts according to the terms of the contract, no matter how long a specific owner or annuitant lives and no matter how long our entire group of owners or annuitants live. If, as a group, owners or annuitants outlive the life expectancy we assumed in our actuarial tables, then we must take money from our general assets to meet our obligations. If, as a group, owners or annuitants do not live as long as expected, we could profit from the mortality risk fee. We deduct the mortality risk fee from the subaccounts during the annuity payout period even if the annuity payout plan does not involve a life contingency.

Expense risk arises because we cannot increase the contract administrative charge or the variable account administrative charge and these charges may not cover our expenses. We would have to make up any deficit from our general assets. We could profit from the expense risk fee if future expenses are less than expected.

The subaccounts pay us the mortality and expense risk fee they accrued as follows:

•	first, to the extent possible, the subaccounts pay this fee from any dividends distributed from the funds in which they invest;

•	then, if necessary, the funds redeem shares to cover any remaining fees payable.

We may use any profits we realize from the subaccounts’ payment to us of the mortality and expense risk fee for any proper corporate purpose, including, among others, payment of distribution (selling) expenses. We do not expect that the withdrawal charge will cover sales and distribution expenses.

WITHDRAWAL CHARGE
If you withdraw all or part of your contract value, a withdrawal charge applies if all or part of the withdrawal amount is from any purchase payment we received less than six or eight years before the date of withdrawal (depending on the withdrawal charge schedule you select. (In addition, amounts withdrawn from a GPA more than 30 days before the end of the applicable guarantee period will be subject to a MVA. (See “The Guarantee Period Accounts — Market Value Adjustment (MVA).”)

Each time you make a purchase payment under the contract, a withdrawal charge attaches to that purchase payment. The withdrawal charge percentage for each purchase payment declines according to a schedule shown in the contract. For example, if you select a 7-year withdrawal charge schedule, during the first two years after a purchase payment is made, the withdrawal charge percentage attached to that payment is 8%. The withdrawal charge percentage for that payment during the seventh year after it is made is 3%. At the beginning of the eighth year after that purchase payment is made, and thereafter, there is no withdrawal charge as to that payment.

You may withdraw an amount during any contract year without incurring a withdrawal charge. We call this amount the Total Free Amount (“TFA”). The TFA is the amount of your contract value that you may withdraw without incurring a withdrawal charge. Amounts withdrawn in excess of the Total Free Amount may be subject to a withdrawal charge as described below. The Total Free Amount is defined as the maximum of (a) and (b) where:

(a)	is 10% of your prior anniversary’s contract value; and

(b)	is current contract earnings.

NOTE: We determine current contract earnings (CE) by looking at the entire contract value (CV), not the earnings of any particular subaccount, or the one-year fixed account or GPA. If the contract value is less than purchase payments received and not previously withdrawn (PPNPW) then contract earnings are zero. We consider your initial purchase payment and purchase payment credit to be the prior anniversary’s contract value during the first contract year.

For purposes of calculating any withdrawal charge, we treat amounts withdrawn from your contract value in the following order:

1.	First, in each contract year, we withdraw amounts totaling up to 10% of your prior anniversary’s contract value. We do not assess a withdrawal charge on this amount.

2.	Next, we withdraw contract earnings, if any, that are greater than the amount described in number one above. We do not assess a withdrawal charge on contract earnings.

3.	Next, we withdraw purchase payments received prior to the withdrawal charge period shown in your contract. We do not assess a withdrawal charge on these purchase payments.

4.	Finally, if necessary, we withdraw purchase payments received that are still within the withdrawal charge period you selected and shown in your contract. We withdraw these payments on a “first-in, first-out” (FIFO) basis. We do assess a withdrawal charge on these payments.

NOTE: After withdrawing earnings in numbers one and two above, we next withdraw enough additional contract value (ACV) to meet your requested withdrawal amount. If the amount described in number one above was greater than contract earnings

RIVERSOURCE INNOVATIONS VARIABLE ANNUITY — PROSPECTUS 25

prior to the withdrawal, the excess (XSF) will be excluded from the purchase payments being withdrawn that were received most recently when calculating the withdrawal charge. We determine the amount of purchase payments being withdrawn (PPW) in numbers three and four above as:

PPW	=	XSF	+	(ACV – XSF) (CV – TFA)	×	(PPNPW – XSF)

If the additional contract value withdrawn is less than XSF, then PPW will equal ACV.

We determine your withdrawal charge by multiplying each of your payments withdrawn by the applicable withdrawal charge percentage, and then adding the total withdrawal charges.

Seven-year schedule		Five-year schedule(1)
Years from purchase	Withdrawal charge	Years from purchase	Withdrawal charge
payment receipt	percentage	payment receipt	percentage

1	8%	1	8%

2	8	2	7

3	7	3	6

4	7	4	4

5	6	5	2

6	5	Thereafter	0

7	3

Thereafter	0

(1)	The five-year withdrawal charge schedule may not be available in all states.

For a partial withdrawal that is subject to a withdrawal charge, the amount we actually deduct from your contract value will be the amount you request plus any applicable withdrawal charge. The withdrawal charge percentage is applied to this total amount. We pay you the amount you requested.

The amount of purchase payments withdrawn is calculated using a prorated formula based on the percentage of contract value being withdrawn. As a result, the amount of purchase payments withdrawn may be greater than the amount of contract value withdrawn.

Withdrawal charge under Annuity Payout Plan E — Payouts for a specified period: If you are receiving variable annuity payments under this annuity payout plan, you can choose to take a withdrawal. The amount that you can withdraw is the present value of any remaining variable payouts. The discount rate we use in the calculation will be 5.17% for the assumed investment return of 3.5% and 6.67% for the assumed investment return of 5.0%. The withdrawal charge equals the present value of the remaining payouts using the assumed investment return minus the present value of the remaining payouts using the discount rate. (See “Charges — Withdrawal Charge” and “The Annuity Payout Period — Annuity Payout Plans.”)

Withdrawal charge calculation example
The following is an example of the calculation we would make to determine the withdrawal charge on a contract with a seven-year withdrawal charge schedule with this history:

•	We receive these payments

– $10,000 initial;

– $8,000 on the seventh contract anniversary; and

– $6,000 on the eighth contract anniversary; and

•	You withdraw the contract for its total withdrawal value of $38,101 during the eleventh contract year and make no other withdrawals during that contract year; and

•	The prior anniversary contract value is $38,488.

 26  RIVERSOURCE INNOVATIONS VARIABLE ANNUITY — PROSPECTUS

Withdrawal
Charge	Explanation
$0	$3,848.80 is 10% of the prior anniversary’s contract value withdrawn without withdrawal charge; and
0	$10,252.20 is contract earnings in excess of the 10% TFA withdrawal amount withdrawn without withdrawal charge; and
0	$10,000 initial purchase payment was received eight or more years before withdrawal and is withdrawn without withdrawal charge; and
560	$8,000 purchase payment is in its fourth year from receipt, withdrawn with a 7% withdrawal charge; and
420	$6,000 purchase payment is in its third year from receipt withdrawn with a 7% withdrawal charge.

$980

Under the same scenario, the withdrawal charge on a contract with a five-year withdrawal charge schedule would be calculated:

Withdrawal
Charge	Explanation

$0	$3,848.80 is 10% of the prior anniversary’s contract value withdrawn without withdrawal charge; and
0	$10,252.20 is contract earnings in excess of the 10% TFA withdrawal amount withdrawn without withdrawal charge; and
0	$10,000 initial purchase payment was received six or more years before withdrawal and is withdrawn without withdrawal charge; and
320	$8,000 purchase payment is in its fourth year from receipt, withdrawn with a 4% withdrawal charge; and
360	$6,000 purchase payment is in its third year from receipt withdrawn with a 6% withdrawal charge.

$680

Waiver of withdrawal charges
We do not assess withdrawal charges for:

•	withdrawals of any contract earnings;

•	withdrawals of amounts totaling up to 10% of your prior contract anniversary’s contract value to the extent it exceeds contract earnings;

•	required minimum distributions from a qualified annuity to the extent that they exceed the free amount. The amount on which withdrawal charges are waived can be no greater than the RMD amount calculated under your specific contract currently in force;

•	contracts settled using an annuity payout plan unless an annuity payout Plan E is later fully withdrawn;

•	withdrawals made as a result of one of the “Contingent events”* described below to the extent permitted by state law (see your contract for additional conditions and restrictions); and

•	death benefits.*

*	However, we will reverse certain purchase payment credits. (See “Buying Your Contract — Purchase Payment Credits.”)

Contingent events

•	Withdrawals you make if you or the annuitant are confined to a hospital or nursing home and have been for the prior 60 days. Your contract will include this provision when you and the annuitant are under age 76 at contract issue. You must provide proof satisfactory to us of the confinement as of the date you request the withdrawal.

•	To the extent permitted by state law, withdrawals you make if you or the annuitant are diagnosed in the second or later contract years as disabled with a medical condition that with reasonable medical certainty will result in death within 12 months or less from the date of the licensed physician’s statement. You must provide us with a licensed physician’s statement containing the terminal illness diagnosis and the date the terminal illness was initially diagnosed.

Possible group reductions: In some cases we may incur lower sales and administrative expenses due to the size of the group, the average contribution and the use of group enrollment procedures. In such cases, we may be able to reduce or eliminate the contract administrative and withdrawal charges. However, we expect this to occur infrequently.

FUND FEES AND EXPENSES
There are deductions from and expenses paid out of the assets of the funds that are described in the prospectuses for those funds. (See “Annual Operating Expenses of the Funds.”)

RIVERSOURCE INNOVATIONS VARIABLE ANNUITY — PROSPECTUS 27

PREMIUM TAXES
Certain state and local governments impose premium taxes on us (up to 3.5%). These taxes depend upon your state of residence or the state in which the contract was issued. Currently, we deduct any applicable premium tax when annuity payouts begin, but we reserve the right to deduct this tax at other times such as when you make purchase payments or when you make a full withdrawal from your contract.

OPTIONAL LIVING BENEFIT CHARGES

GUARANTEED MINIMUM INCOME BENEFIT RIDER (GMIB) FEE
We charge an annual fee for this optional feature only if you select it. There are two GMIB rider options available under your contract (see “Guaranteed Minimum Income Benefit Rider”). The fee for GMIB – MAV is 0.55% of the adjusted contract value(1). The fee for GMIB – 6% Rising Floor is 0.75% of the adjusted contract value. Depending on the GMIB rider option you choose, we deduct the appropriate fee from the contract value on your contract anniversary at the end of each contract year. We prorate this fee among the GPAs, one-year fixed account and the subaccounts in the same proportion your interest in each account bears to your total contract value.

(1)	For applications signed prior to May 1, 2003, the following current annual rider charges apply: GMIB – MAV — 0.30% and GMIB — 6% Rising Floor — 0.45%.

If the contract is terminated for any reason or when annuity payouts begin, we will deduct the appropriate GMIB fee from the proceeds payable adjusted for the number of calendar days coverage was in place. We cannot increase either GMIB fee after the rider effective date and it does not apply after annuity payouts begin or the GMIB terminates.

We calculate the fee as follows:

GMIB – MAV	0.55% × (CV + ST – FAV)
GMIB – 6% Rising Floor	0.75% × (CV + ST – FAV)

CV =	contract value on the contract anniversary

ST =	transfers from the subaccounts to the GPAs or the one-year fixed account made during the six months before the contract anniversary.

FAV =	the value of your GPAs and the one-year fixed account on the contract anniversary.

The result of ST – FAV will never be greater than zero. This allows us to base the GMIB fee largely on the subaccounts and not on the GPAs and the one-year fixed account.

Example

•	You purchase the contract with a payment of $50,000 and allocate all of your payment to the subaccounts.

•	During the first contract year your contract value is $75,000. You transfer $15,000 from the subaccounts to the one-year fixed account.

•	On the first contract anniversary the one-year fixed account value is $15,250 and the subaccount value is $58,000. Your total contract value is $73,250.

•	The GMIB fee for:

       GMIB – MAV is 0.55%; and
       GMIB – 6% Rising Floor is 0.75%.

We calculate the charge as follows:

Contract value on the contract anniversary:	$73,250
plus transfers from the subaccounts to the one-year fixed account in the six months before the contract anniversary:	+15,000
minus the value of the one-year fixed account on the contract anniversary:	–15,250

$73,000

The GMIB fee charged to you:

GMIB – MAV	(0.55% × $73,000) =	$401.50
GMIB – 6% Rising Floor	(0.75% × $73,000) =	$547.50

PERFORMANCE CREDIT RIDER (PCR) FEE
We charge a fee of 0.15% of your contract value for this optional feature if you select it. If selected, we deduct the fee from your contract value on your contract anniversary at the end of each contract year. We prorate this fee among the GPAs, the

 28  RIVERSOURCE INNOVATIONS VARIABLE ANNUITY — PROSPECTUS

one-year fixed account and the subaccounts in the same proportion as your interest bears to your total contract value. If you select the PCR, you cannot add a GMIB rider.

If the contract is terminated for any reason or when annuity payouts begin, we will deduct the PCR fee from the proceeds payable adjusted for the number of calendar days coverage was in place. We cannot increase the PCR fee.

OPTIONAL DEATH BENEFIT CHARGES

BENEFIT PROTECTOR DEATH BENEFIT RIDER FEE
We charge a fee for the optional feature only if you select it. If selected, we deduct 0.25% of your contract value on your contract anniversary. We prorate this fee among the GPAs, the one-year fixed account and the subaccounts in the same proportion your interest in each account bears to your total contract value.

If the contract is terminated for any reason other than death or when annuity payouts begin, we will deduct the fee from the proceeds payable adjusted for the number of calendar days coverage was in place since we last deducted the fee. We cannot increase this annual fee after the rider effective date and it does not apply after annuity payouts begin or when we pay death benefits.

BENEFIT PROTECTOR PLUS DEATH BENEFIT RIDER FEE
We charge a fee for the optional feature only if you select it. If selected, we deduct 0.40% of your contract value on your contract anniversary. We prorate this fee among the GPAs, the one-year fixed account and the subaccounts in the same proportion your interest in each account bears to your total contract value.

If the contract is terminated for any reason other than death or when annuity payouts begin, we will deduct the fee from the proceeds payable adjusted for the number of calendar days coverage was in place since we last deducted the fee. We cannot increase this annual fee after the rider effective date and it does not apply after annuity payouts begin or when we pay death benefits.

Valuing Your Investment

We value your accounts as follows:

GPAs AND ONE-YEAR FIXED ACCOUNT
We value the amounts you allocate to the GPAs and the one-year fixed account directly in dollars. The value of the GPAs and the one-year fixed account equals:

•	the sum of your purchase payments and transfer amounts allocated to the GPAs and the one-year fixed account (including any positive or negative MVA on amounts transferred from the GPAs to the one-year fixed account);

•	plus any purchase payment credits allocated to the GPAs and one-year fixed account;

•	plus interest credited;

•	minus the sum of amounts withdrawn (including any applicable withdrawal charges) and amounts transferred out;

•	minus any prorated portion of the contract administrative charge; and

•	minus the prorated portion of the fee for any of the following optional benefits you have selected:

– Guaranteed Minimum Income Benefit rider — MAV;

– Guaranteed Minimum Income Benefit rider — 6% Rising Floor;

– Performance Credit rider;

– Benefit Protector rider; and/or

– Benefit Protector Plus rider.

SUBACCOUNTS
We convert amounts you allocated to the subaccounts into accumulation units. Each time you make a purchase payment or transfer amounts into one of the subaccounts or we apply any purchase payment credits, we credit a certain number of accumulation units to your contract for that subaccount. Conversely, we subtract a certain number of accumulation units from your contract each time you take a partial withdrawal; transfer amounts out of a subaccount; or we assess a contract administrative charge, a withdrawal charge, or fee for any optional contract riders with annual charges (if applicable).

The accumulation units are the true measure of investment value in each subaccount during the accumulation period. They are related to, but not the same as, the net asset value of the fund in which the subaccount invests. The dollar value of each accumulation unit can rise or fall daily depending on the variable account expenses, performance of the fund and on certain fund expenses.

RIVERSOURCE INNOVATIONS VARIABLE ANNUITY — PROSPECTUS 29

Here is how we calculate accumulation unit values:

Number of units: To calculate the number of accumulation units for a particular subaccount, we divide your investment by the current accumulation unit value.

Accumulation unit value: The current accumulation unit value for each subaccount equals the last value times the subaccount’s current net investment factor.

We determine the net investment factor by:

•	adding the fund’s current net asset value per share, plus the per share amount of any accrued income or capital gain dividends to obtain a current adjusted net asset value per share; then

•	dividing that sum by the previous adjusted net asset value per share; and

•	subtracting the percentage factor representing the mortality and expense risk fee and the variable account administrative charge from the result.

Because the net asset value of the fund may fluctuate, the accumulation unit value may increase or decrease. You bear all the investment risk in a subaccount.

Factors that affect subaccount accumulation units: accumulation units may change in two ways — in number and in value.

The number of accumulation units you own may fluctuate due to:

•	additional purchase payments you allocate to the subaccounts;

•	any purchase payment credits allocated to the subaccounts;

•	transfers into or out of the subaccounts (including any positive or negative MVA on amounts transferred from the GPAs);

•	partial withdrawals;

•	withdrawal charges;

and the deduction of a prorated portion of:

•	the contract administrative charge; and

•	the fee for any of the following optional benefits you have selected:

– Guaranteed Minimum Income Benefit rider — MAV;

– Guaranteed Minimum Income Benefit rider — 6% Rising Floor;

– Performance Credit rider;

– Benefit Protector rider; and/or

– Benefit Protector Plus rider.

Accumulation unit values will fluctuate due to:

•	changes in fund net asset value;

•	fund dividends distributed to the subaccounts;

•	fund capital gains or losses;

•	fund operating expenses; and

•	mortality and expense risk fee and the variable account administrative charge.

Making the Most of Your Contract

AUTOMATED DOLLAR-COST AVERAGING
Currently, you can use automated transfers to take advantage of dollar-cost averaging (investing a fixed amount at regular intervals). For example, you might transfer a set amount monthly from a relatively conservative subaccount to a more aggressive one, or to several others, or from the one-year fixed account or the two-year GPA (without a MVA) to one or more subaccounts. The three to ten year GPAs are not available for automated transfers. You can also obtain the benefits of dollar-cost averaging by setting up regular automatic SIP payments or by establishing an Interest Sweep strategy. Interest Sweeps are a monthly transfer of the interest earned from either the one-year fixed account or the two-year GPA into the subaccounts of your choice. If you participate in an Interest Sweep strategy the interest you earn will be less than the annual interest rate we apply because there will be no compounding. There is no charge for dollar-cost averaging.

This systematic approach can help you benefit from fluctuations in accumulation unit values caused by fluctuations in the market values of the funds. Since you invest the same amount each period, you automatically acquire more units when the market value falls and fewer units when it rises. The potential effect is to lower your average cost per unit.

 30  RIVERSOURCE INNOVATIONS VARIABLE ANNUITY — PROSPECTUS

How dollar-cost averaging works

					Number
			Amount	Accumulation	of units
By investing an equal number of dollars each month ...		Month	invested	unit value	purchased

		Jan	$100	$20	5.00

		Feb	100	18	5.56

you automatically buy		Mar	100	17	5.88

more units when the	è	Apr	100	15	6.67

per unit market price is low...		May	100	16	6.25

		Jun	100	18	5.56

		Jul	100	17	5.88

and fewer units		Aug	100	19	5.26

when the per unit	è	Sept	100	21	4.76

market price is high.		Oct	100	20	5.00

You paid an average price of $17.91 per unit over the 10 months, while the average market price actually was $18.10.

Dollar-cost averaging does not guarantee that any subaccount will gain in value nor will it protect against a decline in value if market prices fall. Because dollar-cost averaging involves continuous investing, your success will depend upon your willingness to continue to invest regularly through periods of low price levels. Dollar-cost averaging can be an effective way to help meet your long-term goals. For specific features contact your investment professional.

SPECIAL DOLLAR-COST AVERAGING (SPECIAL DCA) PROGRAM
If your net contract value(1) is at least $10,000, you can choose to participate in the Special DCA program. There is no charge for the Special DCA program. Under the Special DCA program, you can allocate a new purchase payment and any applicable purchase payment credit to a six-month or twelve-month Special DCA account.

You may only allocate a new purchase payment of at least $10,000 to a Special DCA account. You cannot transfer existing contract values into a Special DCA account. Each Special DCA account lasts for either six or twelve months (depending on the time period you select) from the time we receive your first purchase payment. We make monthly transfers of your total Special DCA account value into the GPAs, the one-year fixed account and/or subaccounts you select over the time period you select (either six or twelve months). If you elect to transfer into a GPA, you must meet the $1,000 minimum required investment limitation for each transfer.

We reserve the right to credit a lower interest rate to each Special DCA account if you select the GPAs or the one-year fixed account as part of your Special DCA transfer. We will change the interest rate on each Special DCA account from time to time at our discretion. From time to time, we may credit interest to the Special DCA account at promotional rates that are higher than those we credit to the one-year fixed account. We base these rates on competition and on the interest rate we are crediting to the one-year fixed account at the time of the change. Once we credit interest to a particular purchase payment and purchase payment credit, that rate does not change even if we change the rate we credit on new purchase payments or if your net contract value changes.

We credit each Special DCA account with current guaranteed annual rate that is in effect on the date we receive your purchase payment. However, we credit this annual rate over the six or twelve-month period on the balance remaining in your Special DCA account. Therefore, the net effective interest rate you receive is less than the stated annual rate. We do not credit this interest after we transfer the value out of the Special DCA account into the accounts you selected.

If you make additional purchase payments while a Special DCA account term is in progress, the amounts you allocate to an existing Special DCA account will be transferred out of the Special DCA account over the reminder of the term. If you are funding a Special DCA account from multiple sources, we apply each purchase payment and purchase payment credit to the account and credit interest on that purchase payment and purchase payment credit on the date we receive it. This means that all purchase payments and purchase payment credits may not be in the Special DCA account at the beginning of the six or twelve-month period. Therefore, you may receive less total interest than you would have if all your purchase payments and purchase payment credits were in the Special DCA account from the beginning. If we receive any of your multiple payments after the six or twelve-month period ends, you can either allocate those payments to a new Special DCA account (if available) or to any other accounts available under your contract.

You cannot participate in the Special DCA program if you are making payments under a Systematic Investment Plan. You may simultaneously participate in the Special DCA program and the asset-rebalancing program as long as your subaccount

RIVERSOURCE INNOVATIONS VARIABLE ANNUITY — PROSPECTUS 31

allocation is the same under both programs. If you elect to change your subaccount allocation under one program, we automatically will change it under the other program so they match. If you participate in more than one Special DCA account, the asset allocation for each account may be different as long as you are not also participating in the asset-rebalancing program.

You may terminate your participation in the Special DCA program at any time. If you do, we will not credit the current guaranteed annual interest rate on any remaining Special DCA account balance. We will transfer the remaining balance from your Special DCA account to the other accounts you selected for your DCA transfers or we will allocate it in any manner you specify, subject to the 30% limitation rule (see “Transfer policies”). Similarly, if we cannot accept any additional purchase payments into the Special DCA program, we will allocate the purchase payments to the other accounts you selected for your DCA transfers or in any other manner you specify.

We can modify the terms or discontinue the Special DCA program at any time. Any modifications will not affect any purchase payments that are already in a Special DCA account. For more information on the Special DCA program, contact your investment professional.

The Special DCA program does not guarantee that any subaccount will gain in value nor will it protect against a decline in value if market prices fall. Because dollar-cost averaging involves continuous investing, your success will depend upon your willingness to continue to invest regularly through the periods of low levels. Dollar-cost averaging can be an effective way to help meet your long-term goals.

(1)	“Net contract value” equals your current contract value plus any new purchase payment and purchase payment credit. If this is a new contract funded by purchase payments from multiple sources, we determine your net contract value based on the purchase payments, purchase payment credits, withdrawal requests and exchange requests submitted with your application.

ASSET REBALANCING
You can ask us in writing to automatically rebalance the subaccount portion of your contract value either quarterly, semiannually, or annually. The period you select will start to run on the date we record your request. On the first valuation date of each of these periods, we automatically will rebalance your contract value so that the value in each subaccount matches your current subaccount percentage allocations. These percentage allocations must be in whole numbers. Asset rebalancing does not apply to the GPAs or the one-year fixed account. There is no charge for asset rebalancing. The contract value must be at least $2,000.

You can change your percentage allocations or your rebalancing period at any time by contacting us in writing. If you are also participating in the Special DCA program and you change your subaccount asset allocation for the asset rebalancing program, we will change your subaccount asset allocation under the Special DCA program to match. We will restart the rebalancing period you selected as of the date we record your change. You also can ask us in writing to stop rebalancing your contract value. You must allow 30 days for us to change any instructions that currently are in place. For more information on asset rebalancing, contact your investment professional.

TRANSFERRING AMONG ACCOUNTS
You may transfer contract value from any one subaccount, GPAs or the one-year fixed account, to another subaccount before annuity payouts begin. Certain restrictions apply to transfers involving the GPAs and the one-year fixed account.

The date your request to transfer will be processed depends on when we receive it:

•	If we receive your transfer request at our corporate office in good order before the close of business, we will process your transfer using the accumulation unit value we calculate on the valuation date we received your transfer request.

•	If we receive your transfer request at our corporate office in good order at or after the close of business, we will process your transfer using the accumulation unit value we calculate on the next valuation date after we received your transfer request.

There is no charge for transfers. Before making a transfer, you should consider the risks involved in changing investments. Transfers out of the GPAs will be subject to an MVA if done more than 30 days before the end of the guarantee period unless the transfer is an automated transfer from the two-year GPA as part of a dollar-cost averaging program or an Interest Sweep strategy.

We may suspend or modify transfer privileges at any time.

For information on transfers after annuity payouts begin, see “Transfer policies” below.

Transfer policies

•	Before annuity payouts begin, you may transfer contract values between the subaccounts, or from the subaccounts to the GPAs and the one-year fixed account at any time. However, if you made a transfer from the one-year fixed account to the subaccounts or the GPAs, you may not make a transfer from any subaccount or GPA back to the one-year fixed account for

 32  RIVERSOURCE INNOVATIONS VARIABLE ANNUITY — PROSPECTUS

six months following that transfer. We reserve the right to further limit transfers to the GPAs and one-year fixed account if the interest rate we are then currently crediting to the one-year fixed account is equal to the minimum interest rate stated in the contract.

•	You may transfer contract value from the one-year fixed account to the subaccounts or the GPAs according to the following transfer policies:

For contracts with applications signed prior to June 16, 2003:	It is our general policy to allow you to transfer contract values from the one-year fixed account to the subaccounts or the GPAs once a year on or within 30 days before or after the contract anniversary (except for automated transfers, which can be set up at any time for certain transfer periods subject to certain minimums). Currently, we have removed this restriction and you may transfer contract values from the one-year fixed account to the subaccounts at any time. We will inform you at least 30 days in advance of the day we intend to reimpose this restriction.

For contracts with applications signed on or after June 16 through Dec. 4, 2003:	You may transfer contract values from the one-year fixed account to the subaccounts or GPAs once a year on or within 30 days before or after the contract anniversary (except for automated transfers, which can be set up at any time for certain transfer periods subject to certain minimums). The amount of contract value transferred to the GPAs or the one-year fixed account cannot result in the value of the GPAs and the one-year fixed account in total being greater than 30% of the contract value. Total transfers out of the GPAs and one-year fixed account in any contract year are limited to 30% of the total value of the GPAs and one-year fixed account at the beginning of the contract year or $10,000, whichever is greater. Because of this limitation, it may take you several years to transfer all your contract value from the one-year fixed account. You should carefully consider whether the one-year fixed account meets your investment criteria before you invest.

For contracts with applications signed on or after Dec. 5, 2003:	You may transfer contract values from the one-year fixed account to the subaccounts or GPAs once a year on or within 30 days before or after the contract anniversary (except for automated transfers, which can be set up at any time for certain transfer periods subject to certain minimums). The amount of contract value transferred to the one-year fixed account cannot result in the value of the one-year fixed account in total being greater than 30% of the contract value. We reserve the right to further limit transfers to the one-year fixed account and/or GPAs if the interest rate we are then crediting on new purchase payments allocated to the one-year fixed account is equal to the minimum interest rate stated in the contract. Total transfers out of the one-year fixed account in any contract year are limited to 30% of the one-year fixed account value at the beginning of the contract year or $10,000, whichever is greater. Because of this limitation, it may take you several years to transfer all your contract value from the one-year fixed account. You should carefully consider whether the one-year fixed account meets your investment criteria before you invest.

Transfers from the one-year fixed account are not subject to an MVA.

•	You may transfer contract values from a GPA any time after 60 days of transfer or payment allocation to the account. Transfers made more than 30 days before the end of the Guarantee Period will receive a MVA*, which may result in a gain or loss of contract value.

•	If we receive your request on or within 30 days before or after the contract anniversary date, the transfer from the one-year fixed account to the GPAs will be effective on the valuation date we receive it.

RIVERSOURCE INNOVATIONS VARIABLE ANNUITY — PROSPECTUS 33

•	If you select a variable payout, once annuity payouts begin, you may make transfers once per contract year among the subaccounts, and we reserve the right to limit the number of subaccounts in which you may invest.

•	Once annuity payouts begin, you may not make any transfers to the GPAs.

*	Unless the transfer is an automated transfer from the two-year GPA as part of a dollar-cost averaging program or an Interest Sweep strategy.

Market Timing
Market timing can reduce the value of your investment in the contract. If market timing causes the returns of an underlying fund to suffer, contract value you have allocated to a subaccount that invests in that underlying fund will be lower too. Market timing can cause you, any joint owner of the contract and your beneficiary(ies) under the contract a financial loss.

Funds available as investment options under the contract that invest in securities that trade in overseas securities markets may be at greater risk of loss from market timing, as market timers may seek to take advantage of changes in the values of securities between the close of overseas markets and the close of U.S. markets. Also, the risks of market timing may be greater for underlying funds that invest in securities such as small cap stocks, high yield bonds, or municipal securities, that may be traded infrequently.

We seek to prevent market timing. Market timing is frequent or short-term trading activity. We do not accommodate short-term trading activities. Do not buy a contract if you wish to use short-term trading strategies to manage your investment. The market timing policies and procedures described below apply to transfers among the subaccounts within the contract. The underlying funds in which the subaccounts invest have their own market timing policies and procedures. The market timing policies of the underlying funds may be more restrictive than the market timing policies and procedures we apply to transfers among the subaccounts of the contract, and may include redemption fees. We reserve the right to modify our market timing policies and procedures at any time without prior notice to you.

Market timing may hurt the performance of an underlying fund in which a subaccount invests in several ways, including but not necessarily limited to:

•	diluting the value of an investment in an underlying fund in which a subaccount invests;

•	increasing the transaction costs and expenses of an underlying fund in which a subaccount invests; and,

•	preventing the investment adviser(s) of an underlying fund in which a subaccount invests from fully investing the assets of the fund in accordance with the fund’s investment objectives.

In order to help protect you and the underlying funds from the potentially harmful effects of market timing activity, we apply the following market timing policy to discourage frequent transfers of contract value among the subaccounts of the variable account:

We try to distinguish market timing from transfers that we believe are not harmful, such as periodic rebalancing for purposes of an asset allocation, dollar-cost averaging and asset rebalancing program that may be described in this prospectus. There is no set number of transfers that constitutes market timing. Even one transfer in related accounts may be market timing. We seek to restrict the transfer privileges of a contract owner who makes more than three subaccount transfers in any 90 day period. We also reserve the right to refuse any transfer request, if, in our sole judgment, the dollar amount of the transfer request would adversely affect unit values.

If we determine, in our sole judgment, that your transfer activity constitutes market timing, we may modify, restrict or suspend your transfer privileges to the extent permitted by applicable law, which may vary based on the state law that applies to your contract and the terms of your contract. These restrictions or modifications may include, but not be limited to:

•	requiring transfer requests to be submitted only by first-class U.S. mail;

•	not accepting hand-delivered transfer requests or requests made by overnight mail;

•	not accepting telephone or electronic transfer requests;

•	requiring a minimum time period between each transfer;

•	not accepting transfer requests of an agent acting under power of attorney;

•	limiting the dollar amount that you may transfer at any one time;

•	suspending the transfer privilege; or

•	modifying instructions under an automated transfer program to exclude a restricted fund if you do not provide new instructions.

Subject to applicable state law and the terms of each contract, we will apply the policy described above to all contract owners uniformly in all cases. We will notify you in writing after we impose any modification, restriction or suspension of your transfer rights.

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We cannot guarantee that we will be able to identify and restrict all market timing activity. Because we exercise discretion in applying the restrictions described above, we cannot guarantee that we will be able to restrict all market timing activity. In addition, state law and the terms of some contracts may prevent us from stopping certain market timing activity. Market timing activity that we are unable to identify and/or restrict may impact the performance of the underlying funds and may result in lower contract values.

In addition to the market timing policy described above, which applies to transfers among the subaccounts within your contract, you should carefully review the market timing policies and procedures of the underlying funds. The market timing policies and procedures of the underlying funds may be materially different than those we impose on transfers among the subaccounts within your contract and may include mandatory redemption fees as well as other measures to discourage frequent transfers. As an intermediary for the underlying funds, we are required to assist them in applying their market timing policies and procedures to transactions involving the purchase and exchange of fund shares. This assistance may include, but not be limited to, providing the underlying fund upon request with your Social Security Number, Taxpayer Identification Number or other United States government-issued identifier, and the details of your contract transactions involving the underlying fund. An underlying fund, in its sole discretion, may instruct us at any time to prohibit you from making further transfers of contract value to or from the underlying fund, and we must follow this instruction. We reserve the right to administer and collect on behalf of an underlying fund any redemption fee imposed by an underlying fund. Market timing policies and procedures adopted by underlying funds may affect your investment in the contract in several ways, including but not limited to:

•	Each fund may restrict or refuse trading activity that the fund determines, in its sole discretion, represents market timing.

•	Even if we determine that your transfer activity does not constitute market timing under the market timing policies described above which we apply to transfers you make under the contract, it is possible that the underlying fund’s market timing policies and procedures, including instructions we receive from a fund may require us to reject your transfer request. For example, while we disregard transfers permitted under any asset allocation, dollar-cost averaging and asset rebalancing programs that may be described in this prospectus, we cannot guarantee that an underlying fund’s market timing policies and procedures will do so. Orders we place to purchase fund shares for the variable account are subject to acceptance by the fund. We reserve the right to reject without prior notice to you any transfer request if the fund does not accept our order.

•	Each underlying fund is responsible for its own market timing policies, and we cannot guarantee that we will be able to implement specific market timing policies and procedures that a fund has adopted. As a result, a fund’s returns might be adversely affected, and a fund might terminate our right to offer its shares through the variable account.

•	Funds that are available as investment options under the contract may also be offered to other intermediaries who are eligible to purchase and hold shares of the fund, including without limitation, separate accounts of other insurance companies and certain retirement plans. Even if we are able to implement a fund’s market timing policies, we cannot guarantee that other intermediaries purchasing that same fund’s shares will do so, and the returns of that fund could be adversely affected as a result.

For more information about the market timing policies and procedures of an underlying fund, the risks that market timing pose to that fund, and to determine whether an underlying fund has adopted a redemption fee, see that fund’s prospectus.

HOW TO REQUEST A TRANSFER OR WITHDRAWAL

 1 By letter

Send your name, contract number, Social Security Number or Taxpayer Identification Number* and signed request for a transfer or withdrawal to our corporate office:

RiverSource Life Insurance Company
829 Ameriprise Financial Center
Minneapolis, MN 55474

Minimum amount
Transfers or withdrawals:  $500 or entire account balance

Maximum amount
Transfers or withdrawals:  Contract value or entire account balance

*	Failure to provide a Social Security Number or Taxpayer Identification Number may result in mandatory tax withholding on the taxable portion of the distribution.

RIVERSOURCE INNOVATIONS VARIABLE ANNUITY — PROSPECTUS 35

 2  By automated transfers and automated partial withdrawals

Your investment professional can help you set up automated transfers or partial withdrawals among your GPAs, one-year fixed account or the subaccounts.

You can start or stop this service by written request or other method acceptable to us.

You must allow 30 days for us to change any instructions that are currently in place.

•	Automated transfers from the one-year fixed account to any one of the subaccounts may not exceed an amount that, if continued, would deplete the one-year fixed account within 12 months. For contracts issued before June 16, 2003, we have removed this restriction, and you may transfer contract values from the one-year fixed account to the subaccounts at any time. We will inform you at least 30 days in advance of the day we intend to reimpose this restriction.

For contracts with applications signed on or after June 16, 2003, the time limitations on transfers from the one-year fixed account will be enforced, and transfers out of the one-year fixed account are limited to 30% of the one-year fixed account values at the beginning of the contract year or $10,000, whichever is greater.

•	Automated withdrawals may be restricted by applicable law under some contracts.

•	You may not make additional purchase payments if automated partial withdrawals are in effect.

•	Automated partial withdrawals may result in income taxes and penalties on all or part of the amount withdrawn.

Minimum amount
Transfers or withdrawals:  $100 monthly
                           $250 quarterly, semiannually or annually

 3 By phone

Call:
1-800-333-3437

Minimum amount
Transfers or withdrawals:  $500 or entire account balance

Maximum amount
Transfers:                           Contract value or entire account balance
Withdrawals:                      $25,000

We answer telephone requests promptly, but you may experience delays when the call volume is unusually high. If you are unable to get through, use the mail procedure as an alternative.

We will honor any telephone transfer or withdrawal requests that we believe are authentic and we will use reasonable procedures to confirm that they are. This includes asking identifying questions and recording calls. We will not allow a telephone withdrawal within 30 days of a phoned-in address change. As long as we follow the procedures, we (and our affiliates) will not be liable for any loss resulting from fraudulent requests.

Telephone transfers and withdrawals are automatically available. You may request that telephone transfers and withdrawals not be authorized from your account by writing to us.

Withdrawals

You may withdraw all or part of your contract at any time before annuity payouts begin by sending us a written request or calling us. If we receive your withdrawal request in good order at our corporate office before the close of business, we will process your withdrawal using accumulation unit value we calculate on the valuation date we received your withdrawal request. If we receive your withdrawal request our corporate office at or after the close of business, we will process your withdrawal using the accumulation unit value we calculate on the next valuation date after we received your withdrawal request. We may ask you to return the contract. You may have to pay a contract administrative charge, withdrawal charges or any applicable optional rider charges (see “Charges”) and federal income taxes and penalties. State and local income taxes may also apply (see “Taxes”). In addition, purchase payment credits may be reversed. You cannot make withdrawals after annuity payouts begin except under Plan E. (See “The Annuity Payout Period — Annuity Payout Plans.”)

Any partial withdrawals you take under the contract will reduce your contract value. As a result, the value of your death benefit or any optional benefits you have elected will also be reduced (see “Optional Benefits”). In addition, withdrawals you

 36  RIVERSOURCE INNOVATIONS VARIABLE ANNUITY — PROSPECTUS

are required to take to satisfy RMDs under the Code may reduce the value of certain death benefits and optional benefits (see “Taxes — Qualified Annuities — Required Minimum Distributions”).

WITHDRAWAL POLICIES
If you have a balance in more than one account and you request a partial withdrawal, we will automatically withdraw from all your subaccounts, GPAs and/or the one-year fixed account in the same proportion as your value in each account correlates to your total contract value, unless requested otherwise. After executing a partial withdrawal, the value in the one-year fixed account and each GPA and subaccount must be either zero or at least $50.

RECEIVING PAYMENT
By regular or express mail:

•	payable to owner;

•	mailed to address of record.

NOTE: We will charge you a fee if you request express mail delivery.

Normally, we will send the payment within seven days after receiving your request in good order. However, we may postpone the payment if:

–	the withdrawal amount includes a purchase payment check that has not cleared;

–	the NYSE is closed, except for normal holiday and weekend closings;

–	trading on the NYSE is restricted, according to SEC rules;

–	an emergency, as defined by SEC rules, makes it impractical to sell securities or value the net assets of the accounts; or

–	the SEC permits us to delay payment for the protection of security holders.

TSA — Special Provisions

PARTICIPANTS IN TAX-SHELTERED ANNUITIES
If the contract is intended to be used in connection with an employer sponsored 403(b) plan, additional rules relating to this contract can be found in the annuity endorsement for tax sheltered 403(b) annuities. Unless we have made special arrangements with your employer, the contract is not intended for use in connection with an employer sponsored 403(b) plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). In the event that the employer either by affirmative election or inadvertent action causes contributions under a plan that is subject to ERISA to be made to this contract, we will not be responsible for any obligations and requirements under ERISA and the regulations thereunder, unless we have prior written agreement with the employer. You should consult with your employer to determine whether your 403(b) plan is subject to ERISA.

In the event we have a written agreement with your employer to administer the plan pursuant to ERISA, special rules apply as set forth in the TSA endorsement.

The employer must comply with certain nondiscrimination requirements for certain types of contributions under a TSA contract to be excluded from taxable income. You should consult your employer to determine whether the nondiscrimination rules apply to you.

The Code imposes certain restrictions on your right to receive early distributions from a TSA:

•	Distributions attributable to salary reduction contributions (plus earnings) made after Dec. 31, 1988, or to transfers or rollovers from other contracts, may be made from the TSA only if:

–	you are at least age 59 1/2;

–	you are disabled as defined in the Code;

–	you severed employment with the employer who purchased the contract;

–	the distribution is because of your death;

–	the distribution is due to plan termination; or

–	you are a military reservist.

•	If you encounter a financial hardship (as provided by the Code), you may be eligible to receive a distribution of all contract values attributable to salary reduction contributions made after Dec. 31, 1988, but not the earnings on them.

•	Even though a distribution may be permitted under the above rules, it may be subject to IRS taxes and penalties (see “Taxes”)

RIVERSOURCE INNOVATIONS VARIABLE ANNUITY — PROSPECTUS 37

•	The above restrictions on distributions do not affect the availability of the amount credited to the contract as of Dec. 31, 1988. The restrictions also do not apply to transfers or exchanges of contract value within the contract, or to another registered variable annuity contract or investment vehicle available through the employer.

Changing Ownership

You may change ownership of your nonqualified annuity at any time by completing a change of ownership form we approve and sending it to our corporate office. The change will become binding on us when we receive and record it. We will honor any change of ownership request received in good order that we believe is authentic and we will use reasonable procedures to confirm authenticity. If we follow these procedures, we will not take any responsibility for the validity of the change.

If you have a nonqualified annuity, you may incur income tax liability by transferring, assigning or pledging any part of it. (See “Taxes.”)

If you have a qualified annuity, you may not sell, assign, transfer, discount or pledge your contract as collateral for a loan, or as security for the performance of an obligation or for any other purpose except as required or permitted by the Code. However, if the owner is a trust or custodian, or an employer acting in a similar capacity, ownership of the contract may be transferred to the annuitant.

Please consider carefully whether or not you wish to change ownership of your annuity contract. If you elected any optional contract features or riders, the new owner and annuitant will be subject to all limitations and/or restrictions of those features or riders just as if they were purchasing a new contract. If you have a GMIB and/or Benefit Protector Plus Death Benefit rider, the rider will terminate upon transfer of ownership of your annuity contract. Continuance of the Benefit Protector rider is optional. (see “Optional Benefits”).

Benefits in Case of Death

There are three death benefit options under your contract:

•	Return of Purchase Payments death benefit (ROP);

•	Maximum Anniversary Value death benefit (MAV); and

•	Enhanced Death Benefit (EDB).

If it is available in your state and if both you and the annuitant are 79 or younger at contract issue, you can elect any one of the above death benefits. If either you or the annuitant are 80 or older at contract issue, the ROP death benefit will apply. If you select a GMIB, you must elect either the MAV death benefit or the EDB. Once you elect a death benefit option, you cannot change it. We show the option that applies in your contract. The combination of the contract, withdrawal charge schedule and death benefit option you select determines the mortality and expense risk fee that is assessed against the subaccounts. (See “Charges — Mortality and Expense Risk Fee.”)

Under all options, we will pay the death benefit to your beneficiary upon the earlier of your death or the annuitant’s death if you die before the retirement start date while this contract is in force. We will base the benefit paid on the death benefit coverage you chose when you purchased the contract. If a contract has more than one person as the owner, we will pay benefits upon the first to die of any owner or the annuitant.

RETURN OF PURCHASE PAYMENTS DEATH BENEFIT

The ROP death benefit is intended to help protect your beneficiaries financially in that they will never receive less than your purchase payments adjusted for withdrawals. If you or the annuitant die before annuity payouts begin while this contract is in force, we will pay the beneficiary the greater of these two values less any purchase payment credits subject to reversal, minus any applicable rider charges:

1.	contract value; or

2.	total purchase payments plus purchase payments credits applied to the contract minus adjusted partial withdrawals.

Adjusted partial withdrawals for the ROP or MAV death benefit	=	PW × DB CV

PW = the amount by which the contract value is reduced as a result of the partial withdrawal.

DB = the death benefit on the date of (but prior to) the partial withdrawal.

CV = contract value on the date of (but prior to) the partial withdrawal.

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Example

•	You purchase the contract with a payment of $20,000.

•	On the first contract anniversary you make an additional purchase payment of $5,000.

•	During the second contract year the contract value falls to $22,000 and you take a $1,500 partial withdrawal.

•	During the third contract year the contract value grows to $23,000.

We calculate the ROP death benefit as follows:
Contract value at death:	$23,000.00

Purchase payments and purchase payment credits minus adjusted partial withdrawals:
Total purchase payments and purchase payment credits:	$25,000.00
minus adjusted partial withdrawals calculated as:
$1,500 × $25,000 =	–1,704.55
$22,000

for a death benefit of:	$23,295.45

ROP death benefit, calculated as the greatest of these two values:	$23,295.45

MAXIMUM ANNIVERSARY VALUE DEATH BENEFIT

The MAV death benefit is intended to help protect your beneficiaries financially while your investments have the opportunity to grow. This is an optional benefit that you may select for an additional charge (see “Charges”). The MAV death benefit does not provide any additional benefit before the first contract anniversary and it may not be appropriate for issue ages 75 to 79 because the benefit values may be limited at age 81. Be sure to discuss with your investment professional whether or not the MAV death benefit is appropriate for your situation.

If the MAV death benefit is available in your state and both you and the annuitant are age 79 or younger at contract issue, you may choose to add the MAV death benefit to your contract at the time of purchase. Once you select the MAV death benefit, you may not cancel it. If you choose to add a GMIB rider to your contract, you must elect either the MAV death benefit or the EDB.

The MAV death benefit provides that if you or the annuitant die before annuity payouts begin while this contract is in force, we will pay the beneficiary the greatest of these three values amounts less any purchase payment credits subject to reversal, minus any applicable rider charges:

1.	contract value;

2.	total purchase payments plus purchase payment credits applied to the contract minus adjusted partial withdrawals; or

3.	the maximum anniversary value immediately preceding the date of death plus any purchase payments and purchase payment credits applied to the contract since that anniversary minus adjusted partial withdrawals since that anniversary.

Maximum anniversary value (MAV): MAV is a value we calculate on each contract anniversary through age 80. There is no MAV prior to the first contract anniversary. On the first contract anniversary we set the MAV equal to the highest of: (a) your current contract value, or (b) total purchase payments and purchase payment credits minus adjusted partial withdrawals. Every contract anniversary after that, through age 80, we compare the previous anniversary’s MAV (plus any purchase payments and purchase payment credits since that anniversary minus adjusted partial withdrawals since that anniversary) to the current contract value and we reset the MAV to the highest value. We stop resetting the MAV when you or the annuitant reach age 81. However, we continue to add subsequent purchase payments and purchase payment credits and subtract adjusted partial withdrawals from the MAV.

Example

•	You purchase the contract with a payment of $20,000.

•	On the first contract anniversary the contract value grows to $24,000.

•	During the second contract year the contract value falls to $22,000, at which point you take a $1,500 partial withdrawal, leaving a contract value of $20,500.

RIVERSOURCE INNOVATIONS VARIABLE ANNUITY — PROSPECTUS 39

We calculate the MAV death benefit as follows:
Contract value at death:	$20,500.00

Purchase payments and purchase payment credits minus adjusted partial withdrawals:
Total purchase payments and purchase payment credits:	$20,000.00
minus the death benefit adjusted partial withdrawals, calculated as:
$1,500 × $20,000 =	–1,363.64
$22,000

for a death benefit of:	$18,636.36

The MAV immediately preceding the date of death plus any payments made since that anniversary minus adjusted partial withdrawals:
Greatest of your contract anniversary contract values:	$24,000.00
plus purchase payments and purchase payment credits made since that anniversary:	+0.00
minus the death benefit adjusted partial withdrawals, calculated as:
$1,500 × $24,000 =	–1,636.36
$22,000

for a death benefit of:	$22,363.64

The MAV death benefit, calculated as the greatest of these three values:	$22,363.64

ENHANCED DEATH BENEFIT

The EDB is intended to help protect your beneficiaries financially while your investments have the opportunity to grow.

This is an optional benefit that you may select for an additional charge (see “Charges”). The EDB does not provide any additional benefit before the first contract anniversary and it may not be appropriate for issue ages 75 to 79 because the benefit values may be limited at age 81. Benefit Protector and Benefit Protector Plus are not available with EDB. Be sure to discuss with your investment professional whether or not the EDB is appropriate for your situation.

If the EDB is available in your state and both you and the annuitant are 79 or younger at contract issue, you may choose to add the EDB rider to your contract at the time of purchase. If you choose to add a GMIB rider to your contract, you must elect either the MAV death benefit or the EDB.

The EDB provides that if you or the annuitant die before annuity payouts begin while this contract is in force, we will pay the beneficiary the greatest of these four values less any purchase payment credits subject to reversal, minus any applicable rider charges:

1.	contract value;

2.	total purchase payments plus purchase payment credits applied to the contract minus adjusted partial withdrawals;

3.	the maximum anniversary value immediately preceding the date of death plus any purchase payments and purchase payment credits applied to the contract since that anniversary minus adjusted partial withdrawals since that anniversary; or

4.	the 5% rising floor.

5% rising floor: This is the sum of the value of your GPAs, the one-year fixed account and the variable account floor. There is no variable account floor prior to the first contract anniversary. On the first contract anniversary, we establish the variable account floor as:

•	the amounts allocated to the subaccounts at issue increased by 5%,

•	plus any subsequent amounts allocated to the subaccounts,

•	minus adjusted transfers and partial withdrawals from the subaccounts.

 40  RIVERSOURCE INNOVATIONS VARIABLE ANNUITY — PROSPECTUS

Thereafter, we continue to add subsequent amounts allocated to the subaccounts and subtract adjusted transfers and partial withdrawals from the subaccounts. On each contract anniversary after the first, through age 80, we add an amount to the variable account floor equal to 5% of the prior anniversary’s variable account floor. We stop adding this amount after you or the annuitant reach age 81.

5% rising floor adjusted transfers or partial withdrawals	=	PWT × VAF SV

PWT	=	the amount by which the contract is reduced as a result of the partial withdrawal or transfer from the subaccounts.
VAF	=	variable account floor on the date of (but prior to) the transfer or partial withdrawal.
SV	=	value of the subaccounts on the date of (but prior to) the transfer or partial withdrawal.

Example

•	You purchase the contract with a payment of $25,000 with $5,000 allocated to the one-year fixed account and $20,000 allocated to the subaccounts.

•	On the first contract anniversary the one-year fixed account value is $5,200 and the subaccount value is $17,000. Total contract value is $22,200.

•	During the second contract year, the one-year fixed account value is $5,300 and the subaccount value is $19,000. Total contract value is $24,300. You take a $1,500 partial withdrawal all from the subaccounts, leaving the contract value at $22,800.

The death benefit is calculated as follows:
Contract value at death:	$22,800.00

Purchase payments and purchase payment credits minus adjusted partial withdrawals:
Total purchase payments and purchase payment credits:	$25,000.00
minus adjusted partial withdrawals, calculated as:
$1,500 × $25,000 =	–1,543.21
$24,300

for a return of purchase payments death benefit of:	$23,456.79

The MAV on the anniversary immediately preceding the date of death plus any purchase payments made since that anniversary minus adjusted partial withdrawals made since that anniversary:
The MAV on the immediately preceding anniversary:	$25,000.00
plus purchase payments and purchase payment credits made since that anniversary:	+0.00
minus adjusted partial withdrawals made since that anniversary, calculated as:
$1,500 × $25,000 =	–1,543.21
$24,300

for a MAV death benefit of:	$23,456.79

The 5% rising floor:
The variable account floor on the first contract anniversary, calculated as: 1.05 x $20,000 =	$21,000.00
plus amounts allocated to the subaccounts since that anniversary:	+0.00
minus the 5% rising floor adjusted partial withdrawal from the subaccounts, calculated as:
$1,500 × $21,000 =	–1,657.89
$19,000

variable account floor benefit:	$19,342.11
plus the one-year fixed account value:	+5,300.00
5% rising floor (value of the GPAs, one-year fixed account and the variable account floor):	$24,642.11

EDB, calculated as the greatest of these three values, which is the 5% rising floor:	$24,642.11

IF YOU DIE BEFORE YOUR RETIREMENT DATE
When paying the beneficiary, we will process the death claim on the valuation date our death claim requirements are fulfilled. We will determine the contract’s value using the accumulation unit value we calculate on that valuation date. We pay interest, if any, at a rate no less than required by law. If requested, we will mail payment to the beneficiary within seven days after our death claim requirements are fulfilled.

RIVERSOURCE INNOVATIONS VARIABLE ANNUITY — PROSPECTUS 41

Nonqualified annuities
If your spouse is sole beneficiary and you die before the retirement date, your spouse may keep the contract as owner with the contract value equal to the death benefit that would otherwise have been paid. To do this your spouse must give us written instructions to continue the contract as owner. There will be no withdrawal charges on the contract from that point forward unless additional purchase payments are made. If you elected any optional contract features or riders, your spouse and the new annuitant (if applicable) will be subject to all limitations and/or restrictions of those features or riders just as if they were purchasing a new contract. The GMIB and Benefit Protector Plus riders, if selected, will terminate. Continuance of the Benefit Protector rider is optional. (See “Optional Benefits.”)

If your beneficiary is not your spouse, we will pay the beneficiary in a single sum unless you give us other written instructions. Generally, we must fully distribute the death benefit within five years of your death. However, the beneficiary may receive payouts under any annuity payout plan available under this contract if:

•	the beneficiary asks us in writing within 60 days after the day on which all documents have been received that prove your death has occurred; and

•	payouts begin no later than one year after your death, or other date as permitted by the IRS; and

•	the payout period does not extend beyond the beneficiary’s life or life expectancy.

Qualified annuities

•	Spouse beneficiary: If you have not elected an annuity payout plan, and if your spouse is the sole beneficiary, your spouse may either elect to treat the contract as his/her own, so long as he or she is eligible to do so, or elect an annuity payout plan or another plan agreed to by us. If your spouse elects a payout option, the payouts must begin no later than the year in which you would have reached age 70 1/2. If you attained age 70 1/2 at the time of death, payouts must begin no later than Dec. 31 of the year following the year of your death.

Your spouse may elect to assume ownership of the contract at any time before annuity payouts begin. If your spouse elects to assume ownership of the contract, the contract value will be equal to the death benefit that would otherwise have been paid. There will be no withdrawal charges on the contract from that point forward unless additional purchase payments are made. If you elected any optional contract features or riders, your spouse and the new annuitant (if applicable) will be subject to all limitations and/or restrictions of those features or riders just as if they were purchasing a new contract. The GMIB and the Benefit Protector Plus riders, if selected, will terminate. Continuance of the Benefit Protector rider is optional. (See “Optional Benefits.”)

•	Non-spouse beneficiary: If you have not elected an annuity payout plan, and if death occurs prior to the year you would have attained age 70 1/2, the beneficiary may elect to receive payouts from the contract over a five year period. If your beneficiary does not elect a five year payout, or if your death occurs after attaining age 70 1/2, we will pay the beneficiary in a single sum unless the beneficiary elects to receive payouts under any payout plan available under this contract if:

•	the beneficiary asks us in writing within 60 days after the day on which all documents have been received that prove your death has occurred; and

•	payouts begin no later than one year following the year of your death; and

•	the payout period does not extend beyond the beneficiary’s life or life expectancy.

If a beneficiary elects an alternative payment plan which is an inherited IRA, all optional death benefits and living benefits will terminate. In the event of your beneficiary’s death, their beneficiary can elect to take a lump sum payment or to continue the alternative payment plan following the schedule of minimum withdrawals established based on the life expectancy of your beneficiary.

•	Annuity payout plan: If you elect an annuity payout plan which guarantees payouts to a beneficiary after your death, the payouts to your beneficiary will continue pursuant to the annuity payout plan you elect.

Optional Benefits

The assets held in our general account support the guarantees under your contract, including optional death benefits and optional living benefits. To the extent that we are required to pay you amounts in addition to your contract value under these benefits, such amounts will come from our general account assets. You should be aware that our general account is exposed to the risks normally associated with a portfolio of fixed-income securities, including interest rate, option, liquidity and credit risk. The financial statements contained in the SAI include a further discussion of the risks inherent within the investments of the general account.

 42  RIVERSOURCE INNOVATIONS VARIABLE ANNUITY — PROSPECTUS

OPTIONAL LIVING BENEFITS

GUARANTEED MINIMUM INCOME BENEFIT RIDER (GMIB)
There are two GMIB rider options available under your contract. Both GMIB riders are intended to provide you with a guaranteed minimum lifetime income regardless of the volatility inherent in the investments in the subaccounts. If you select either GMIB rider option:

•	you must hold the GMIB for 7 years;

•	the GMIB rider terminates* 30 days following the contract anniversary after the annuitant’s 86th birthday;

•	you can only exercise the GMIB within 30 days after a contract anniversary; and

•	there are additional costs associated with the rider.

*	The rider and annual fee terminate 30 days following the contract anniversary after the annuitant’s 86th birthday; however, if you exercise the GMIB rider before this time, your benefits will continue according to the annuity payout plan you have selected.

If you are purchasing the contract as a qualified annuity, such as an IRA, and you are planning to begin annuity payouts after the date on which minimum distributions required by the IRS must begin, you should consider whether the GMIB is appropriate for you. Partial withdrawals you take from the contract, including those taken to satisfy RMDs, will reduce the GMIB benefit base (defined below), which in turn may reduce or eliminate the amount of any annuity payments available under the rider (see “Taxes — Qualified Annuities — Required Minimum Distributions”). Consult a tax advisor before you purchase any GMIB with a qualified annuity, such as an IRA.

If either GMIB rider is available in your state and the annuitant is 75 or younger at contract issue, you may choose to add this optional benefit at the time you purchase your contract for an additional charge. If the annuitant is between age 73 and age 75 at contract issue, you should consider whether a GMIB rider is appropriate for your situation. Be sure to discuss with your investment professional whether either GMIB rider option is appropriate for your situation.

The amount of the fee is determined by the GMIB rider option you select (see “Charges — GMIB Rider Fee”). If you select a GMIB rider, you must also elect the MAV death benefit or the EDB at the time you purchase your contract. The PCR rider is not available with either GMIB rider. The effective date of the GMIB rider will be the contract issue date.

In some instances, we may allow you to add a GMIB rider to your contract at a later date if it was not available when you initially purchased your contract. In these instances, we would add the GMIB rider on the next contract anniversary and this would become the rider effective date. For purposes of calculating the GMIB benefit base under these circumstances, we consider the contract value on the rider effective date to be the initial purchase payment; we disregard all previous purchase payments, purchase payment credits, transfers and withdrawals in the GMIB calculations.

Investment selection: Under either GMIB rider, you may allocate your purchase payments and purchase payment credits or transfers to any of the subaccounts, the GPAs or the one-year fixed account. However, we reserve the right to limit the amount you allocate to subaccounts investing in RiverSource Variable Portfolio – Cash Management Fund to 10% of the total amount in the subaccounts. If we are required to activate this restriction, and you have more than 10% of your subaccount value in this fund, we will send you a notice and ask that you reallocate your contract value so that the 10% limitation is satisfied within 60 days. We will terminate the GMIB rider if you have not satisfied the limitation after 60 days.

You may select one of the following GMIB rider options:

•	GMIB – Maximum Anniversary Value (MAV); or

•	GMIB – 6% Rising Floor.

GMIB – MAV
GMIB benefit base:
If the GMIB – MAV is elected at contract issue, the GMIB benefit base is the greatest of these three values:

1.	contract value;

2.	total purchase payments and purchase payment credits minus adjusted partial withdrawals; or

3.	the Maximum Anniversary Value (MAV) at the last contract anniversary plus any payments and purchase payment credits since that anniversary minus adjusted partial withdrawals since that anniversary.

MAV is a value we calculate on the first contract anniversary as the highest of: (a) your current contract value, or (b) total purchase payments and purchase payment credits minus adjusted partial withdrawals. There is no MAV prior to the first contact anniversary. Every contract anniversary after that through age 80, we compare the previous anniversary’s MAV (plus any purchase payments and purchase payment credits since that anniversary minus adjusted partial withdrawals since that anniversary) to the current contract value and we reset the MAV to the highest value. We stop resetting the MAV after you or

RIVERSOURCE INNOVATIONS VARIABLE ANNUITY — PROSPECTUS 43

the annuitant reach age 81. However, we continue to add subsequent purchase payments and purchase payment credits and subtract adjusted partial withdrawals from the MAV.

Keep in mind, the MAV is limited at age 81.

We reserve the right to exclude from the GMIB benefit base any purchase payment and purchase payment credits made in the five years before you exercise the GMIB – MAV. We would do so only if such payments and credit total $50,000 or more or if they are 25% or more of total contract payments and credits. If we exercise this right, we subtract each payment and purchase payment credit adjusted for market value from the contract value and the MAV.

For each payment and purchase payment credit, we calculate the market value adjustment to the contract value and the MAV as:

PMT × CVG ECV

PMT =	each purchase payment and purchase payment credit made in the five years before you exercise the GMIB – MAV.

CVG =	current contract value at the time you exercise the GMIB – MAV.

ECV =	the estimated contract value on the anniversary prior to the payment in question. We assume that all payments, purchase payment credits and partial withdrawals occur at the beginning of a contract year.

Exercising the GMIB – MAV:

•	you may only exercise the GMIB – MAV within 30 days after any contract anniversary following the expiration of a seven-year waiting period from the rider effective date.

•	the annuitant must be between 50 and 86 years old on the date the rider is exercised.

•	you can only take an annuity payout under one of the following annuity payout plans:

– Plan A — Life Annuity – no refund;

– Plan B — Life Annuity with ten years certain;

– Plan D — Joint and last survivor life annuity – no refund;

•	You may change the annuitant for the payouts.

When you exercise your GMIB – MAV, you may select a fixed or variable annuity payout plan. Fixed annuity payouts are calculated using the annuity purchase rates based on the “1983 Individual Annuitant Mortality Table A” with 100% Projection Scale G and an interest rate of 3%. Your annuity payouts remain fixed for the lifetime of the annuity payout period.

First year variable annuity payouts are calculated in the same manner as fixed annuity payouts. Once calculated, your annuity payouts remain unchanged for the first year. After the first year, subsequent annuity payouts are variable and depend on the performance of the subaccounts you select. Variable annuity payouts after the first year are calculated using the following formula:

Pt–1 (1 + i) 1.05	= Pt

Pt–1	= prior annuity payout
Pt	= current annuity payout
i	= annualized subaccount performance

Each subsequent variable annuity payout could be more or less than the previous variable annuity payout if the subaccount investment performance is greater or less than the 5% assumed investment rate. If your subaccount performance equals 5%, your annuity payout will be unchanged from the previous annuity payout. If your subaccount performance is in excess of 5%, your variable annuity payout will increase from the previous annuity payout. If your subaccount investment performance is less than 5%, your variable annuity payout will decrease from the previous annuity payout.

The GMIB – MAV benchmarks the contract growth at each anniversary against several comparison values and sets the GMIB benefit base equal to the largest value of the MAV, purchase payments and purchase payment credits minus adjusted partial withdrawals or the contract value. The GMIB benefit base, less any applicable premium tax, is the value we apply to the GMIB – MAV annuity purchase described above. If the GMIB benefit base is greater than the contract value, the GMIB – MAV may provide a higher annuity payout level than is otherwise available. However, the GMIB – MAV uses guaranteed annuity purchase rates which may result in annuity payouts that are less than those using the annuity purchase rates that we will apply at annuitization under the standard contract provisions. Therefore, the level of income provided by the GMIB – MAV may be less than the income the contract otherwise provided. If the annuity payouts through the standard contract provisions are more favorable than the payouts available through the GMIB – MAV, you will receive the higher standard payout. The GMIB – MAV does not create contract value or guarantee the performance of any investment option.

 44  RIVERSOURCE INNOVATIONS VARIABLE ANNUITY — PROSPECTUS

Terminating the GMIB – MAV:

•	You may terminate the GMIB – MAV within 30 days after the first rider anniversary.

•	You may terminate the GMIB – MAV any time after the seventh rider anniversary.

•	The GMIB – MAV will terminate on the date:

– you make a full withdrawal from the contract;

– a death benefit is payable; or

– you choose to begin taking annuity payouts under the regular contract provisions.

•	The GMIB – MAV will terminate* 30 days following the contract anniversary after the annuitant’s 86th birthday.

*	The rider and annual fee terminate 30 days following the contract anniversary after the annuitant’s 86th birthday, however, if you exercise the GMIB rider before this time, your benefits will continue according to the annuity payout plan you have selected.

Example

•	You purchase the contract during the 2004 calendar year with a payment of $100,000 and we add a $1,000 purchase payment credit to your contract. You allocate all your purchase payments and purchase payment credits to the subaccounts.

•	There are no additional purchase payments and no partial withdrawals.

•	Assume the annuitant is male and age 55 at contract issue. For the joint and last survivor option (annuity payout Plan D), the joint annuitant is female and age 55 at contract issue.

Taking into account fluctuations in contract value due to market conditions, we calculate the GMIB benefit base as:

Contract				GMIB
anniversary	Contract value	Purchase payments	MAV	benefit base

1	$107,000	$101,000	$107,000

2	125,000	101,000	125,000

3	132,000	101,000	132,000

4	150,000	101,000	150,000

5	85,000	101,000	150,000

6	120,000	101,000	150,000

7	138,000	101,000	150,000	$150,000

8	152,000	101,000	152,000	152,000

9	139,000	101,000	152,000	152,000

10	126,000	101,000	152,000	152,000

11	138,000	101,000	152,000	152,000

12	147,000	101,000	152,000	152,000

13	163,000	101,000	163,000	163,000

14	159,000	101,000	163,000	163,000

15	215,000	101,000	215,000	215,000

NOTE: The MAV value is limited at age 81, but, the GMIB benefit base may increase if the contract value increases. However, you should keep in mind that you are always entitled to annuitize using the contract value without exercising the GMIB.

If you annuitize the contract within 30 days after a contract anniversary, the payout under a fixed annuity option (which is the same as the minimum payout for the first year under a variable annuity option) would be:

			Minimum Guaranteed Monthly Income
Contract		Plan A –	Plan B –	Plan D – joint and
anniversary	GMIB	life annuity —	life annuity with	last survivor life
at exercise	benefit base	no refund	ten years certain	annuity — no refund

10	$152,000 (MAV)	$784.32	$763.04	$627.76

15	215,000 (Contract Value = MAV)	1,268.50	1,210.45	982.55

The payouts above are based on the “1983 Individual Annuitant Mortality Table A” with 100% Projection Scale G and an interest rate of 3%. Payouts under the standard provisions of this contract will be based on our annuity rates in effect at

RIVERSOURCE INNOVATIONS VARIABLE ANNUITY — PROSPECTUS 45

annuitization and are guaranteed to be greater than or equal to the guaranteed annuity rates stated in Table B of the contract. The fixed annuity payout available under the standard provisions of this contract would be at least as great as shown below:

Contract		Plan A –	Plan B –	Plan D – joint and
anniversary		life annuity —	life annuity with	last survivor life
at exercise	Contract value	no refund	ten years certain	annuity — no refund

10	$126,000	$650.16	$632.52	$520.38

15	215,000	1,268.50	1,210.45	982.55

In the above example, at the 15th contract anniversary you would not experience a benefit from the GMIB as the payout available to you is equal to or less than the payout available under the standard provisions of the contract. When the GMIB – MAV payout is less than the payout available under the standard provisions of the contract, you will receive the higher standard payout.

Remember that after the first year, lifetime income payouts under a variable annuity payout option will depend on the investment performance of the subaccounts you select. If your subaccount performance is 5%, your annuity payout will be unchanged from the previous annuity payout. If your subaccount performance is in excess of 5%, your variable annuity payout will increase from the previous annuity payout. If your subaccount investment performance is less than 5%, your variable annuity payout will decrease from the previous annuity payout.

GMIB – 6% Rising Floor
GMIB benefit base:
If the GMIB – 6% Rising Floor is elected at contract issue, the GMIB benefit base is the greatest of these three values:

1.	contract value;

2.	total purchase payments and purchase payment credits minus adjusted partial withdrawals; or

3.	the 6% rising floor.

6% rising floor: This is the sum of the value of the GPAs, one-year fixed account and the variable account floor. We calculate the variable account floor on each contract anniversary through age 80. There is no variable account floor prior to the first contract anniversary. On the first contract anniversary, we set the variable account floor equal to:

•	the initial purchase payments and purchase payment credits allocated to the subaccounts increased by 6%;

•	plus any subsequent amounts allocated to the subaccounts; and

•	minus adjusted transfers or partial withdrawals from the subaccounts.

Every contract anniversary after that, through age 80, we reset the variable account floor by accumulating the prior anniversary’s variable account floor at 6% then adding any subsequent amounts allocated to the subaccounts and subtracting any adjusted transfers or partial withdrawals from the subaccounts. We stop resetting the variable account floor after you or the annuitant reach age 81. However, we continue to add subsequent amounts you allocate to the subaccounts and subtract adjusted transfers or partial withdrawals from the subaccounts. We calculate adjusted transfers or partial withdrawals for the 6% rising floor using the same formula as adjusted transfers or partial withdrawals for the 5% rising floor.

Keep in mind that the 6% rising floor is limited at age 81.

We reserve the right to exclude from the GMIB benefit base any purchase payments and purchase payment credits you make in the five years before you exercise the GMIB. We would do so only if such payments total $50,000 or more or if they are 25% or more of total contract payments and credits. If we exercise this right, we:

•	subtract each payment adjusted for market value from the contract value.

•	subtract each payment from the 6% rising floor. We adjust the payments made to the GPAs and the one-year fixed account for market value. We increase payments allocated to the subaccounts by 6% for the number of full contract years they have been in the contract before we subtract them from the 6% rising floor.

For each payment and purchase payment credit, we calculate the market value adjustment to the contract value, the GPAs and the one-year fixed account value of the 6% rising floor as:

PMT × CVG ECV

PMT =	each purchase payment and purchase payment credit made in the five years before you exercise the GMIB.

CVG =	current contract value at the time you exercise the GMIB.

ECV =	the estimated contract value on the anniversary prior to the payment in question. We assume that all payments, purchase payment credits and partial withdrawals occur at the beginning of a contract year.

 46  RIVERSOURCE INNOVATIONS VARIABLE ANNUITY — PROSPECTUS

For each payment, we calculate the 6% increase of payments allocated to the subaccounts as:

PMT × (1.06)CY

CY =	the full number of contract years the payment has been in the contract.

Exercising the GMIB – 6% Rising Floor:

•	you may only exercise the GMIB – 6% Rising Floor within 30 days after any contract anniversary following the expiration of a seven-year waiting period from the rider effective date.

•	the annuitant must be between 50 and 86 years old on the date the rider is exercised.

•	you can only take an annuity payout under one of the following annuity payout plans:

– Plan A — Life Annuity – no refund

– Plan B — Life Annuity with ten years certain

– Plan D — Joint and last survivor life annuity – no refund

•	You may change the annuitant for the payouts.

When you exercise your GMIB – 6% Rising Floor, you may select a fixed or variable annuity payout plan. Fixed annuity payouts are calculated using the annuity purchase rates based on the “1983 Individual Annuitant Mortality Table A” with 100% Projection Scale G and an interest rate of 2.5%. Your annuity payouts remain fixed for the lifetime of the annuity payout period.

First year variable annuity payouts are calculated in the same manner as fixed annuity payouts. Once calculated, your annuity payouts remain unchanged for the first year. After the first year, subsequent annuity payouts are variable and depend on the performance of the subaccounts you select. Variable annuity payouts are calculated using the following formula:

Pt–1 (1 + i) 1.05	= Pt

Pt–1	= prior annuity payout
Pt	= current annuity payout
i	= annualized subaccount performance

Each subsequent variable annuity payout could be more or less than the previous variable annuity payout if the subaccount investment performance is greater or less than the 5% assumed investment rate. If your subaccount performance equals 5%, your annuity payout will be unchanged from the previous annuity payout. If your subaccount performance is in excess of 5%, your variable annuity payout will increase from the previous annuity payout. If your subaccount investment performance is less than 5%, your variable annuity payout will decrease from the previous annuity payout.

The GMIB – 6% Rising Floor benchmarks the contract growth at each anniversary against several comparison values and sets the GMIB benefit base equal to the largest value of the 6% rising floor, ROP or contract value. The GMIB benefit base, less any applicable premium tax, is the value we apply to the guaranteed annuity purchase rates we use in the 2.5% Table to calculate the minimum annuity payouts you will receive if you exercise the GMIB – 6% Rising Floor. If the GMIB benefit base is greater than the contract value, the GMIB – 6% Rising Floor may provide a higher annuity payout level than is otherwise available. However, the GMIB – 6% Rising Floor uses annuity purchase rates that may be more conservative than the annuity purchase rates than we will apply at annuitization under the standard contract provisions. Therefore, the level of income provided by the GMIB – 6% Rising Floor may be less than the income the contract otherwise provided. If the annuity payouts through the standard contract provisions are more favorable than the payouts available through the GMIB – 6% Rising Floor, you will receive the higher standard payout. The GMIB – 6% Rising Floor does not create contract value or guarantee the performance of any investment option.

Terminating the GMIB – 6% Rising Floor:

•	You may terminate the GMIB – 6% Rising Floor within 30 days after the first rider anniversary.

•	You may terminate the GMIB – 6% Rising Floor any time after the seventh rider anniversary.

•	The GMIB – 6% Rising Floor will terminate on the date:

– you make a full withdrawal from the contract;

– a death benefit is payable; or

– you choose to begin taking annuity payouts under the regular contract provisions.

•	The GMIB – 6% Rising Floor will terminate* 30 days following the contract anniversary after the annuitant’s 86th birthday.

*	The rider and annual fee terminate 30 days following the contract anniversary after the annuitant’s 86th birthday, however, if you exercise the GMIB rider before this time, your benefits will continue according to the annuity payout plan you have selected.

RIVERSOURCE INNOVATIONS VARIABLE ANNUITY — PROSPECTUS 47

Example

•	You purchase the contract during the 2004 calendar year with a payment of $100,000 and you allocate all of your purchase payment to the subaccounts.

•	There are no additional purchase payments and no partial withdrawals.

•	Assume the annuitant is male and age 55 at contract issue. For the joint and last survivor option (annuity payout Plan D), the joint annuitant is female and age 55 at contract issue.

Taking into account fluctuations in contract value due to market conditions, we calculate the GMIB benefit base as:

Contract			6% rising	GMIB
anniversary	Contract value	Purchase payments	floor	benefit base

1	$107,000	$100,000	$106,000

2	125,000	100,000	112,360

3	132,000	100,000	119,102

4	150,000	100,000	126,248

5	85,000	100,000	133,823

6	120,000	100,000	141,852

7	138,000	100,000	150,363	$150,363

8	152,000	100,000	159,388	159,388

9	139,000	100,000	168,948	168,948

10	126,000	100,000	179,085	179,085

11	138,000	100,000	189,830	189,830

12	147,000	100,000	201,220	201,220

13	215,000	100,000	213,293	215,000

14	234,000	100,000	226,090	234,000

15	240,000	100,000	239,655	240,000

NOTE: The 6% Rising Floor value is limited at age 81, but the GMIB benefit base may increase if the contract value increases. However, you should keep in mind that you are always entitled to annuitize using the contract value without exercising the GMIB – 6% Rising Floor.

If you annuitize the contract within 30 days after a contract anniversary, the payout under a fixed annuity option (which is the same as the minimum payout for the first year under a variable annuity option) would be:

			Minimum Guaranteed Monthly Income
Contract		Plan A –	Plan B –	Plan D – joint and
anniversary	GMIB	life annuity —	life annuity with	last survivor life
at exercise	benefit base	no refund	ten years certain	annuity — no refund

10	$179,085 (6% Rising Floor)	$872.14	$850.65	$691.27

15	240,000 (Contract Value)	1,346.40	1,286.40	1,034.40

The payouts above are shown at guaranteed annuity rates we use in the 2.5% Table. Payouts under the standard provisions of this contract will be based on our annuity rates in effect at annuitization and are guaranteed to be greater than or equal to the guaranteed annuity rates stated in Table B of the contract. The fixed annuity payout available under the standard provisions of this contract would be at least as great as shown below:

Contract		Plan A –	Plan B –	Plan D – joint and
anniversary		life annuity —	life annuity with	last survivor life
at exercise	Contract value	no refund	ten years certain	annuity — no refund

10	$126,000	$650.16	$632.52	$520.38

15	240,000	1,416.00	1,351.20	1,096.80

In this example, at the 15th contract anniversary you would not experience a benefit from the GMIB as the payout available to you is equal to or less than the payout available under the standard provisions of the contract. When the GMIB – 6% Rising Floor payout is less than the payout available under the standard provisions of the contract, you will receive the higher standard payout.

Remember that after the first year, lifetime income payouts under a variable annuity payout option will depend on the investment performance of the subaccounts you select. If your subaccount performance is 5%, your annuity payout will be

 48  RIVERSOURCE INNOVATIONS VARIABLE ANNUITY — PROSPECTUS

unchanged from the previous annuity payout. If your subaccount performance is in excess of 5%, your variable annuity payout will increase from the previous annuity payout. If your subaccount investment performance is less than 5%, your variable annuity payout will decrease from the previous annuity payout.

PERFORMANCE CREDIT RIDER (PCR)
The PCR is intended to provide you with an additional benefit if your earnings are less than the target value on the tenth rider anniversary (see below). This is an optional benefit you may select for an additional charge (see “Charges”). The PCR does not provide any additional benefit before the tenth rider anniversary and it may not be appropriate for issue ages 75 or older due to this required holding period. Be sure to discuss with your investment professional whether or not the PCR is appropriate for your situation.

If the PCR is available in your state, you may choose to add this benefit to your contract at issue. You cannot add the PCR if you select either GMIB rider option.

In some instances we may allow you to add the PCR to your contract at a later date if it was not available when you initially purchased your contract. In these instances, we would add the PCR on the next contract anniversary and this would become the rider effective date. For purposes of calculating the target value under these circumstances, we consider the contract value on the rider effective date to be the first contract year’s purchase payments and purchase payment credits.

Investment selection under the PCR: You may allocate your purchase payments and purchase payment credits or transfers to any of the subaccounts, the GPAs or the one-year fixed account. However, we reserve the right to limit the aggregate amount in the GPAs and the one-year fixed account and amounts you allocate to subaccounts investing in the RiverSource Variable Portfolio – Cash Management Fund to 10% of your total contract value. If we are required to activate this restriction, and you have more than 10% of your contract value in these accounts, we will send you a notice and ask that you reallocate your contract value so that the 10% limitation is satisfied within 60 days. We will terminate the PCR if you have not satisfied the limitation after 60 days.

Target value: We calculate the target value on each rider anniversary. There is no target value prior to the first rider anniversary. On the first rider anniversary we set the target value equal to your first year’s purchase payments and purchase payment credits minus the target value adjusted partial withdrawals accumulated at an annual effective rate of 7.2%. Every rider anniversary after that, we recalculate the target value by accumulating the prior anniversary’s target value and any additional purchase payments and purchase payment credits minus the target value adjusted partial withdrawals at an annual effective rate of 7.2%.

Target value adjusted partial withdrawals	=	PW × TV CV

PW = the partial withdrawal including any applicable withdrawal charge or MVA.

TV = the target value on the date of (but prior to) the partial withdrawal.

CV = contract value on the date of (but prior to) the partial withdrawal.

Exercising the PCR: We will inform you if your contract value did not meet or exceed the target value after your tenth rider anniversary. If your contract value is less than the target value on the tenth rider anniversary you can choose either of the following benefits:

Option A)	You may choose to accept a PCR credit to your contract equal to:

  5% × (PP – PCRPW – PP5)

PP	=	total purchase payments and purchase payment credits.
PCRPW	=	PCR adjusted partial withdrawals. The PCR adjusted partial withdrawal amount is an adjustment we make to determine the proportionate amount of any partial withdrawal attributable to purchase payments received five or more years before the target value is calculated (on the tenth year rider anniversary). For a more detailed description of the PCR adjusted partial withdrawal please see Appendix A.
PP5	=	purchase payments and purchase payment credits made in the prior five years.

We apply the PCR credit to your contract on the tenth rider anniversary and allocate it among the GPAs, the one-year fixed account and subaccounts according to your current asset allocation.

Option B)	You may choose to begin receiving annuity payouts (only with lifetime income plans; you may not choose Annuity Payout Plan E) within 60 days of the tenth rider anniversary and receive an additional 5% PCR credit (for a total PCR credit of 10%) as calculated in (a).

We will assume that you elected PCR Option A unless we receive your request to begin a lifetime annuity payout plan within 60 days after the tenth rider anniversary.

RIVERSOURCE INNOVATIONS VARIABLE ANNUITY — PROSPECTUS 49

If you select PCR Option A, we will restart the ten-year calculation period for the PCR on the tenth rider anniversary and every ten years after that while you own the contract. We use the contract value (including any credits) on that anniversary as your first contract year’s payments for calculating the target value and any applicable PCR credit. We may then apply additional PCR credits to your contract at the end of each ten-year period as described above.

PCR reset: You can elect to lock in your contract growth by restarting the ten-year PCR calculation period on any contract anniversary. If you elect to restart the calculation period, the contract value on the restart date is used as the first year’s payments and credits for the calculating the target value and any applicable PCR credit. If you select PCR Option A, the next ten-year calculation period for the PCR will restart at the end of this new ten-year period. We must receive your request to restart the PCR calculation period within 30 days after a contract anniversary.

Terminating the PCR

•	You may terminate the PCR within 30 days following the first rider anniversary.

•	You may terminate the PCR within 30 days following the later of the tenth rider anniversary or the last rider reset date.

•	The PCR will terminate on the date:

– you make a full withdrawal from the contract;

– that a death benefit is payable; or

– you choose to begin taking annuity payouts.

Example

•	You purchase the contract with a payment of $100,000 and we add a $1,000 purchase payment credit to the contract

•	There are no additional purchase payments and no partial withdrawals

•	On the tenth contract anniversary, the contract value is $200,000

•	We determine the target value on the tenth contract anniversary as our purchase payments and credits accumulated at an annual effective rate of 7.2% = $101,000 × (1.072)[10] = $101,000 × 2.00423 = $202,427.

Your contract value ($200,000) is less than the target value ($202,427). Assuming you select PCR Option A, we add a PCR credit to your contract calculated as follows:
5% × (PP – PCRPW – PP5) = 0.05 × ($101,000 – 0 – 0) = $5,050.

After application of the PCR credit, your total contract value would be $205,050.

•	During the eleventh contract year, the contract value grows to $210,000 and you choose to begin receiving annuity payouts under a lifetime income plan. We would now add another PCR credit to your contract. Because you have not made any additional purchase payments or partial withdrawals the amount of this new credit is the same as the PCR credit we added to your contract on the tenth contract anniversary ($5,050). After adding this new PCR credit to your contract, your total contract value would be $215,050 and we would use this amount to determine your monthly annuity payout amount.

•	If during the eleventh contract year, you had elected not to receive annuity payouts, the PCR ten-year calculation period would restart on the tenth contract anniversary with the target values first year’s payments equal to $205,050. We would make the next PCR credit determination on the twentieth contract anniversary.

OPTIONAL DEATH BENEFITS
BENEFIT PROTECTOR DEATH BENEFIT RIDER (BENEFIT PROTECTOR)
The Benefit Protector is intended to provide an additional benefit to your beneficiary to help offset expenses after your death such as funeral expenses or federal and state taxes. This is an optional benefit that you may select for an additional annual charge (see “Charges”). The Benefit Protector provides reduced benefits if you or the annuitant are 70 or older at the rider effective date and it does not provide any additional benefit before the first rider anniversary. Benefit Protector is not available with the EDB.

If this rider is available in your state and both you and the annuitant are 75 or younger at contract issue, you may choose to add the Benefit Protector to your contract. You must elect the Benefit Protector at the time you purchase your contract and your rider effective date will be the contract issue date. You may not select this rider if you select the Benefit Protector Plus Rider. We reserve the right to discontinue offering the Benefit Protector for new contracts.

Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract. Since the benefit paid by the rider is determined by the amount of earnings at death, the amount of the benefit paid may be reduced as a result of taking RMDs (see “Taxes — Qualified Annuities — Required Minimum Distributions”). Be sure to discuss with your investment professional and tax advisor whether or not the Benefit Protector is appropriate for your situation.

 50  RIVERSOURCE INNOVATIONS VARIABLE ANNUITY — PROSPECTUS

The Benefit Protector provides that if you or the annuitant die after the first contract anniversary, but before annuity payouts begin, and while this contract is in force, we will pay the beneficiary, plus:

•	the applicable death benefit,

•	40% of your earnings at death if you and the annuitant were under age 70 on the rider effective date, up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old; or

•	15% of your earnings at death if you or the annuitant were 70 or older on the rider effective date, up to a maximum of 37.5% of purchase payments not previously withdrawn that are one or more years old.

Earnings at death: for purposes of the Benefit Protector and Benefit Protector Plus riders, this is an amount equal to the applicable death benefit minus purchase payments not previously withdrawn. The earnings at death may not be less than zero and may not be more than 250% of the purchase payments not previously withdrawn that are one or more years old.

Terminating the Benefit Protector

•	You may terminate the rider within 30 days of the first rider anniversary.

•	You may terminate the rider within 30 days of any rider anniversary beginning with the seventh rider anniversary.

•	The rider will terminate when you make a full withdrawal from the contract or when annuity payouts begin.

Example of the Benefit Protector

•	You purchase the contract with a payment of $100,000 and you and the annuitant are under age 70. We add a $1,000 purchase payment credit to your contract. You select the MAV death benefit.

•	During the first contract year the contract value grows to $105,000. The death benefit under the MAV death benefit equals the contract value, less any purchase payment credits added to the contract in the last 12 months, or $104,000. You have not reached the first contract anniversary so the Benefit Protector does not provide any additional benefit at this time.

• On the first contract anniversary the contract value grows to $110,000. The death benefit equals:
MAV death benefit (contract value):	$110,000
plus the Benefit Protector benefit which equals 40% of earnings at death (MAV death benefit minus payments not previously withdrawn):
0.40 × ($110,000 – $100,000) =	+4,000

Total death benefit of:	$114,000

•	On the second contract anniversary the contract value falls to $105,000. The death benefit equals:

MAV death benefit (MAV):	$110,000
plus the Benefit Protector benefit (40% of earnings at death):
0.40 × ($110,000 – $100,000) =	+4,000

Total death benefit of:	$114,000

•	During the third contract year the contract value remains at $105,000 and you request a partial withdrawal of $50,000, including the applicable 7% withdrawal charges. We will withdraw $10,500 from your contract value free of charge (10% of your prior anniversary’s contract value). The remainder of the withdrawal is subject to a 7% withdrawal charge because your payment is in its third year of the withdrawal charge, so we will withdraw $39,500 ($36,735 + $2,765 in withdrawal charges) from your contract value. Altogether, we will withdraw $50,000 and pay you $47,235. We calculate purchase payments not previously withdrawn as $100,000 – $45,000 = $55,000 (remember that $5,000 of the partial withdrawal is contract earnings). The death benefit equals:

MAV death benefit (MAV adjusted for partial withdrawals):	$57,619
plus the Benefit Protector benefit (40% of earnings at death):
0.40 × ($57,619 – $55,000) =	+1,048

Total death benefit of:	$58,667

•	On the third contract anniversary the contract value falls to $40,000. The death benefit equals the death benefit during the third contract year. The reduction in contract value has no effect.

•	On the ninth contract anniversary the contract value grows to a new high of $200,000. Earnings at death reaches its maximum of 250% of purchase payments not previously withdrawn that are one or more years old. The death benefit equals:

RIVERSOURCE INNOVATIONS VARIABLE ANNUITY — PROSPECTUS 51

MAV death benefit (contract value):	$200,000
plus the Benefit Protector benefit (40% of earnings at death, up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old)	+55,000

Total death benefit of:	$255,000

•	During the tenth contract year you make an additional purchase payment of $50,000 and we add a purchase payment credit of $500. Your new contract value is now $250,000. The new purchase payment is less than one year old and so it has no effect on the Benefit Protector value. The death benefit equals:

MAV death benefit (contract value less any purchase payment credits added in the last 12 months):	$249,500
plus the Benefit Protector benefit (40% of earnings at death, up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old)	+55,000

Total death benefit of:	$304,500

•	During the eleventh contract year the contract value remains $250,000 and the “new” purchase payment is one year old and the value of the Benefit Protector changes. The death benefit equals:

MAV death benefit (contract value):	$250,000
plus the Benefit Protector benefit (40% of earnings at death up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old)
0.40 × ($250,000 – $105,000) =	+58,000

Total death benefit of:	$308,000

If your spouse is the sole beneficiary and you die before the retirement date, your spouse may keep the contract as owner. Your spouse and the new annuitant will be subject to all the limitations and restrictions of the rider just as if they were purchasing a new contract. If your spouse and the new annuitant do not qualify for the rider on the basis of age we will terminate the rider. If they do qualify for the rider on the basis of age we will set the contract value equal to the death benefit that would otherwise have been paid and we will substitute this new contract value on the date of death for “purchase payments not previously withdrawn” used in calculating earnings at death. Your spouse also has the option of discontinuing the Benefit Protector Death Benefit Rider within 30 days of the date they elect to continue the contract.

NOTE: For special tax considerations associated with the Benefit Protector, see “Taxes.”

BENEFIT PROTECTOR PLUS DEATH BENEFIT RIDER (BENEFIT PROTECTOR PLUS)
The Benefit Protector Plus is intended to provide an additional benefit to your beneficiary to help offset expenses after your death such as funeral expenses or federal and state taxes. This is an optional benefit that you may select for an additional annual charge (see “Charges”). The Benefit Protector Plus provides reduced benefits if you or the annuitant are 70 or older at the rider effective date and it does not provide any additional benefit before the first rider anniversary and it does not provide any benefit beyond what is offered under the Benefit Protector rider during the second rider year. Benefit Protector Plus is not available with the EDB.

If this rider is available in your state and both you and the annuitant are 75 or younger at contract issue, you may choose to add the Benefit Protector Plus to your contract. You must elect the Benefit Protector Plus at the time you purchase your contract and your rider effective date will be the contract issue date. This rider is available only for purchase through transfer, exchange or rollover from another annuity or life insurance policy. You may not select this rider if you select the Benefit Protector Rider. We reserve the right to discontinue offering the Benefit Protector Plus for new contracts.

Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract. Since the benefit paid by the rider is determined by the amount of earnings at death, the amount of the benefit paid may be reduced as a result of taking required minimum distributions. Be sure to discuss with your investment professional and tax advisor whether or not the Benefit Protector Plus is appropriate for your situation.

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The Benefit Protector Plus provides that if you or the annuitant die after the first contract anniversary, but before annuity payouts begin, and while this contract is in force, we will pay the beneficiary:

•	the benefits payable under the Benefit Protector described above, plus:

•	a percentage of purchase payments made within 60 days of contract issue not previously withdrawn as follows:

	Percentage if you and the annuitant are	Percentage if you or the annuitant are
Contract year	under age 70 on the rider effective date	70 or older on the rider effective date

One and Two	0%	0%

Three and Four	10%	3.75%

Five or more	20%	7.5%

Another way to describe the benefits payable under the Benefit Protector Plus rider is as follows:

•	the applicable death benefit (see “Benefits in Case of Death”), plus:

	If you and the annuitant are under	If you or the annuitant are age 70
Contract year	age 70 on the rider effective date, add . . .	or older on the rider effective date, add . . .

One	Zero	Zero

Two	40% × earnings at death (see above)	15% × earnings at death

Three and Four	40% × (earnings at death + 25% of initial purchase payment*)	15% × (earnings at death + 25% of initial purchase payment*)

Five or more	40% × (earnings at death + 50% of initial purchase payment*)	15% × (earnings at death + 50% of initial purchase payment*)

*	Initial purchase payments are payments made within 60 days of contract issue not previously withdrawn.

Terminating the Benefit Protector Plus

•	You may terminate the rider within 30 days of the first rider anniversary.

•	You may terminate the rider within 30 days of any rider anniversary beginning with the seventh rider anniversary.

•	The rider will terminate when you make a full withdrawal from the contract or when annuity payouts begin.

Example of the Benefit Protector Plus

•	You purchase the contract with a payment of $100,000 and you and the annuitant are under age 70. We add a $1,000 purchase payment credit to your contract. You select the MAV death benefit.

•	During the first contract year the contract value grows to $105,000. The death benefit equals MAV death benefit, which is the contract value, less any purchase payment credits added to the contract in the last 12 months, or $104,000. You have not reached the first contract anniversary so the Benefit Protector Plus does not provide any additional benefit at this time.

•	On the first contract anniversary the contract value grows to $110,000. You have not reached the second contract anniversary so the Benefit Protector Plus does not provide any additional benefit beyond what is provided by the Benefit Protector at this time. The death benefit equals:

MAV death benefit (contract value):	$110,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death (MAV rider minus payments not previously withdrawn):
0.40 × ($110,000 – $100,000) =	+4,000

Total death benefit of:	$114,000

•	On the second contract anniversary the contract value falls to $105,000. The death benefit equals:

MAV death benefit (MAV):	$110,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death:
0.40 × ($110,000 – $100,000) =	+4,000
plus 10% of purchase payments made within 60 days of contract issue and not previously withdrawn:
0.10 × $100,000 =	+10,000

Total death benefit of:	$124,000

•	During the third contract year the contract value remains at $105,000 and you request a partial withdrawal of $50,000, including the applicable 7% withdrawal charge. We will withdraw $10,500 from your contract value free of charge (10% of your prior anniversary’s contract value). The remainder of the withdrawal is subject to a 7% withdrawal charge because your payment is in its third year of the withdrawal charge schedule, so we will withdraw $39,500 ($36,735 + $2,765 in withdrawal charges) from your contract value. Altogether, we will withdraw $50,000 and pay you $47,235. We calculate

RIVERSOURCE INNOVATIONS VARIABLE ANNUITY — PROSPECTUS 53

purchase payments not previously withdrawn as $100,000 – $45,000 = $55,000 (remember that $5,000 of the partial withdrawal is contract earnings). The death benefit equals:

MAV death benefit (MAV adjusted for partial withdrawals):	$57,619
plus the Benefit Protector Plus benefit which equals 40% of earnings at death:
0.40 × ($57,619 – $55,000) =	+1,048
plus 10% of purchase payments made within 60 days of contract issue and not previously withdrawn:
0.10 × $55,000 =	+5,500

Total death benefit of:	$64,167

•	On the third contract anniversary the contract value falls to $40,000. The death benefit equals the death benefit paid during the third contract year. The reduction in contract value has no effect.

•	On the ninth contract anniversary the contract value grows to a new high of $200,000. Earnings at death reaches its maximum of 250% of purchase payments not previously withdrawn that are one or more years old. Because we are beyond the fourth contract anniversary the Benefit Protector Plus also reaches its maximum of 20%. The death benefit equals:

MAV death benefit (contract value):	$200,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death, up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old	+55,000
plus 20% of purchase payments made within 60 days of contract issue and not previously withdrawn:
0.20 × $55,000 =	+11,000

Total death benefit of:	$266,000

•	During the tenth contract year you make an additional purchase payment of $50,000 and we add a purchase payment credit of $500. Your new contract value is now $250,000. The new purchase payment is less than one year old and so it has no effect on the Benefit Protector Plus value. The death benefit equals:

MAV death benefit (contract value less any purchase payment credits added in the last 12 months):	$249,500
plus the Benefit Protector Plus benefit which equals 40% of earnings at death, up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old	+55,000
plus 20% of purchase payments made within 60 days of contract issue and not previously withdrawn:
0.20 × $55,000 =	+11,000

Total death benefit of:	$315,500

•	During the eleventh contract year the contract value remains $250,000 and the “new” purchase payment is one year old. The value of the Benefit Protector Plus remains constant. The death benefit equals:

MAV death benefit (contract value):	$250,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death (MAV rider minus payments not previously withdrawn):
0.40 × ($250,000 – $105,000) =	+58,000
plus 20% of purchase payments made within 60 days of contract issue and not previously withdrawn:
0.20 × $55,000 =	+11,000

Total death benefit of:	$319,000

If your spouse is sole beneficiary and you die before the retirement date, your spouse may keep the contract as owner with the contract value equal to the death benefit that would otherwise have been paid. We will then terminate the Benefit Protector Plus and substitute the applicable death benefit (see “Benefits in Case of Death”).

NOTE: For special tax considerations associated with the Benefit Protector Plus, see “Taxes.”

The Annuity Payout Period

As owner of the contract, you have the right to decide how and to whom annuity payouts will be made starting at the retirement date. You may select one of the annuity payout plans outlined below, or we may mutually agree on other payout

 54  RIVERSOURCE INNOVATIONS VARIABLE ANNUITY — PROSPECTUS

arrangements. We do not deduct any withdrawal charges under the payout plans listed below, except under annuity payout Plan E.

You also decide whether we will make annuity payouts on a fixed or variable basis, or a combination of fixed and variable. The amount available to purchase payouts under the plan you select is the contract value on your retirement date after any rider charges have been deducted, plus any positive or negative MVA (less any applicable premium tax). Additionally, we currently allow you to use part of the amount available to purchase payouts, leaving any remaining contract value to accumulate on a tax-deferred basis. If you select a variable annuity payout, we reserve the right to limit the number of subaccounts in which you may invest. The GPAs are not available during this payout period.

Amounts of fixed and variable payouts depend on:

•	the annuity payout plan you select;

•	the annuitant’s age and, in most cases, sex;

•	the annuity table in the contract; and

•	the amounts you allocated to the accounts at settlement.

In addition, for variable annuity payouts only, amounts depend on the investment performance of the subaccounts you select. These payouts will vary from month to month because the performance of the funds will fluctuate. Fixed payouts remain the same from month to month.

For information with respect to transfers between accounts after annuity payouts begin (see “Making the Most of Your Contract — Transfer policies”).

ANNUITY TABLES
The annuity tables in your contract (Table A and Table B) show the amount of the monthly payout for each $1,000 of contract value according to the age and, when applicable, the annuitant’s sex. (Where required by law, we will use a unisex table of settlement rates.)

Table A shows the amount of the first monthly variable annuity payout assuming that the contract value is invested at the beginning of the annuity payout period and earns a 5% rate of return, which is reinvested and helps to support future payouts. If you ask us at least 30 days before the retirement date, we will substitute an annuity table based on an assumed 3.5% investment rate for the 5% Table A in the contract. The assumed investment rate affects both the amount of the first payout and the extent to which subsequent payouts increase or decrease. For example, annuity payouts will increase if the investment return is above the assumed investment rate and payouts will decrease if the return is below the assumed investment rate. Using a 5% assumed interest rate results in a higher initial payout, but later payouts will increase more slowly when annuity unit values rise and decrease more rapidly when they decline.

Table B shows the minimum amount of each fixed annuity payout. We declare current payout rates that we use in determining the actual amount of your fixed annuity payout. The current payout rates will equal or exceed the guaranteed payout rates shown in Table B. We will furnish these rates to you upon request.

ANNUITY PAYOUT PLANS
You may choose any one of these annuity payout plans by giving us written instructions at least 30 days before contract values are used to purchase the payout plan. Generally, you may select one of the Plans A through E below or another plan agreed to by us.

•	Plan A – Life annuity — no refund: We make monthly payouts until the annuitant’s death. Payouts end with the last payout before the annuitant’s death. We will not make any further payouts. This means that if the annuitant dies after we made only one monthly payout, we will not make any more payouts.

•	Plan B – Life annuity with five, ten or 15 years certain: We make monthly payouts for a guaranteed payout period of five, ten or 15 years that you elect. This election will determine the length of the payout period to the beneficiary if the annuitant should die before the elected period expires. We calculate the guaranteed payout period from the retirement date. If the annuitant outlives the elected guaranteed payout period, we will continue to make payouts until the annuitant’s death.

•	Plan C – Life annuity — installment refund: We make monthly payouts until the annuitant’s death, with our guarantee that payouts will continue for some period of time. We will make payouts for at least the number of months determined by dividing the amount applied under this option by the first monthly payout, whether or not the annuitant is living.

•	Plan D – Joint and last survivor life annuity — no refund: We make monthly payouts while both the annuitant and a joint annuitant are living. If either annuitant dies, we will continue to make monthly payouts at the full amount until the death of the surviving annuitant. Payouts end with the death of the second annuitant.

RIVERSOURCE INNOVATIONS VARIABLE ANNUITY — PROSPECTUS 55

•	Plan E – Payouts for a specified period: We make monthly payouts for a specific payout period of ten to 30 years that you elect. We will make payouts only for the number of years specified whether the annuitant is living or not. Depending on the selected time period, it is foreseeable that an annuitant can outlive the payout period selected. During the payout period, you can elect to have us determine the present value of any remaining variable payouts and pay it to you in a lump sum. We determine the present value of the remaining annuity payouts which are assumed to remain level at the initial payout. The discount rate we use in the calculation is 5.17% for the assumed investment return of 3.5% and 6.67% for the assumed investment return of 5.0%. (See “Charges — Withdrawal charge under Annuity Payout Plan E.”) A 10% IRS penalty tax could apply if you take a withdrawal. (See “Taxes.”)

Annuity payout plan requirements for qualified annuities: If your contract is a qualified annuity, you must select a payout plan as of the retirement date set forth in your contract. You have the responsibility for electing a payout plan under your contract that complies with applicable law. Your contract describes your payout plan options. The options will meet certain IRS regulations governing RMDs if the payout plan meets the incidental distribution benefit requirements, if any, and the payouts are made:

•	in equal or substantially equal payments over a period not longer than your life expectancy, or over the joint life expectancy of you and your designated beneficiary; or

•	over a period certain not longer than your life expectancy or over the joint life expectancy of you and your designated beneficiary.

If we do not receive instructions: You must give us written instructions for the annuity payouts at least 30 days before the annuitant’s retirement date. If you do not, we will make payouts under Plan B, with 120 monthly payouts guaranteed.

If monthly payouts would be less than $20: We will calculate the amount of monthly payouts at the time the contract value is used to purchase a payout plan. If the calculations show that monthly payouts would be less than $20, we have the right to pay the contract value to the owner in a lump sum or to change the frequency of the payouts.

Death after annuity payouts begin: If you or the annuitant die after annuity payouts begin, we will pay any amount payable to the beneficiary as provided in the annuity payout plan in effect.

Taxes

Under current law, your contract has a tax-deferral feature. Generally, this means you do not pay income tax until there is a taxable distribution (or deemed distribution) from the contract. We will send a tax information reporting form for any year in which we made a taxable or reportable distribution according to our records.

NONQUALIFIED ANNUITIES
Generally, only the increase in the value of a non-qualified annuity contract over the investment in the contract is taxable. Certain exceptions apply. Federal tax law requires that all nonqualified deferred annuity contracts issued by the same company (and possibly its affiliates) to the same owner during a calendar year be taxed as a single, unified contract when distributions are taken from any one of those contracts.

Annuity payouts: Generally, unlike withdrawals described below, the taxation of annuity payouts are subject to exclusion ratios, i.e. in most cases, a portion of each payout will be ordinary income and subject to tax, and a portion of each payout will be considered a return of part of your investment in the contract and will not be taxed. All amounts you receive after your investment in the contract is fully recovered will be subject to tax. Under Annuity Payout Plan A: Life annuity — no refund, where the annuitant dies before your investment in the contract is fully recovered, the remaining portion of the unrecovered investment may be available as a federal income tax deduction to the owner for the last taxable year. Under all other annuity payout plans, where the annuity payouts end before your investment in the contract is fully recovered, the remaining portion of the unrecovered investment may be available as a federal income tax deduction to the taxpayer for the tax year in which the payouts end. (See “The Annuity Payout Period — Annuity Payout Plans.”)

Beginning in 2011, federal tax law permits taxpayers to annuitize a portion of their nonqualified annuity while leaving the remaining balance to continue to grow tax-deferred. Under the new partial annuitization rules, the portion annuitized must be received as an annuity for a period of 10 years or more, or for the lives of one or more individuals. If this requirement is met, the annuitized portion and the tax-deferred balance will generally be treated as two separate contracts for income tax purposes only. If a contract is partially annuitized, the investment in the contract is allocated between the deferred and the annuitized portions on a pro rata basis.

Withdrawals: Generally, if you withdraw all or part of your nonqualified annuity before your annuity payouts begin, including withdrawals under any optional withdrawal benefit rider, your withdrawal will be taxed to the extent that the

 56  RIVERSOURCE INNOVATIONS VARIABLE ANNUITY — PROSPECTUS

contract value immediately before the withdrawal exceeds the investment in the contract. Different rules may apply if you exchange another contract into this contract.

You also may have to pay a 10% IRS penalty for withdrawals of taxable income you make before reaching age 59 1/2 unless certain exceptions apply.

Withholding: If you receive taxable income as a result of an annuity payout or withdrawal, including withdrawals under any optional withdrawal benefit rider, we may deduct federal, and in some cases state withholding against the payment. Any withholding represents a prepayment of your tax due for the year. You take credit for these amounts on your annual income tax return. As long as you have provided us with a valid Social Security Number or Taxpayer Identification Number, and you have a valid U.S. address, you may be able to elect not to have any withholding occur.

If the payment is part of an annuity payout plan, we generally compute the amount of federal income tax withholding using payroll tables. You may provide us with a statement of how many exemptions to use in calculating the withholding. If the distribution is any other type of payment (such as partial or full withdrawal) we compute federal income tax withholding using 10% of the taxable portion.

The federal income tax withholding requirements differ if we deliver payment outside the United States or you are a non-resident alien.

Some states also may impose income tax withholding requirements similar to the federal withholding described above. If this should be the case, we may deduct state income tax withholding from the payment.

Death benefits to beneficiaries: The death benefit under a nonqualified contract is not exempt from estate (federal or state) taxes. In addition, for income tax purposes, any amount your beneficiary receives that exceeds the investment in the contract is taxable as ordinary income to the beneficiary in the year he or she receives the payments. (See also “Benefits in Case of Death — If You Die Before the Retirement Start Date”).

Net Investment Income Tax (also known as Medicare contribution tax): Effective for taxable years beginning on or after January 1, 2013, certain high-income individuals (as well as estates and trusts) are subject to a new 3.8% net investment income tax (as an addition to income taxes). For individuals, the 3.8% tax applies to the lesser of (1) the amount by which the taxpayer’s modified adjusted gross income exceeds $200,000 ($250,000 for married filing jointly and surviving spouses; $125,000 for married filing separately) or (2) the taxpayer’s “net investment income.” Net investment income includes taxable income from nonqualified annuities. Annuity holders are advised to consult their tax advisor regarding the possible implications of this additional tax.

Annuities owned by corporations, partnerships or irrevocable trusts: For nonqualified annuities, any annual increase in the value of annuities held by such entities (nonnatural persons) generally will be treated as ordinary income received during that year. However, if the trust was set up for the benefit of a natural person(s) only, the income may remain tax-deferred until withdrawn or paid out.

Penalties: If you receive amounts from your nonqualified annuity before reaching age 59 1/2, you may have to pay a 10% IRS penalty on the amount includable in your ordinary income. However, this penalty will not apply to any amount received:

•	because of your death or in the event of nonnatural ownership, the death of the annuitant;

•	because you become disabled (as defined in the Code);

•	if the distribution is part of a series of substantially equal periodic payments, made at least annually, over your life or life expectancy (or joint lives or life expectancies of you and your beneficiary);

•	if it is allocable to an investment before Aug. 14, 1982; or

•	if annuity payouts are made under immediate annuities as defined by the Code.

Transfer of ownership: Generally, if you transfer ownership of a nonqualified annuity without receiving adequate consideration, the transfer may be taxed as a withdrawal for federal income tax purposes. If the transfer is a currently taxable event for income tax purposes, the original owner will be taxed on the amount of deferred earnings at the time of the transfer and also may be subject to the 10% IRS penalty discussed earlier. In this case, the new owner’s investment in the contract will be equal to the investment in the contract at the time of the transfer plus any earnings included in the original owner’s taxable income as a result of the transfer. In general, this rule does not apply to transfers between spouses or former spouses. Similar rules apply if you transfer ownership for full consideration. Please consult your tax advisor for further details.

1035 Exchanges: Section 1035 of the Code permits nontaxable exchanges of certain insurance policies, endowment contracts, annuity contracts and qualified long-term care insurance contracts, while providing for continued tax deferral of earnings. In addition, Section 1035 permits the carryover of the investment in the contract from the old policy or contract to the new policy or contract. In a 1035 exchange one policy or contract is exchanged for another policy or contract. The following are nontaxable exchanges: (1) the exchange of a life insurance policy for another life insurance policy or for an endowment,

RIVERSOURCE INNOVATIONS VARIABLE ANNUITY — PROSPECTUS 57

annuity or qualified long-term care insurance contract, (2) the exchange of an endowment contract for an annuity contract, or for an endowment contract under which payments will begin no later than payments would have begun under the contract exchanged, (3) the exchange of an annuity contract for another annuity contract or for a qualified long-term insurance contract, and (4) the exchange of a qualified long-term care insurance contract for a qualified long-term care insurance contract. Additionally, other tax rules may apply. However, if the insurance policy has an outstanding loan, there may be tax consequences. Depending on the issue date of your original policy or contract, there may be tax or other benefits that are given up to gain the benefits of the new policy or contract. Consider whether the features and benefits of the new policy or contract outweigh any tax or other benefits of the old contract.

For a partial exchange of an annuity contract for another annuity contract, the 1035 exchange is generally tax-free. The investment in the original contract and the earnings on the contract will be allocated proportionately between the original and new contracts. However, per IRS Revenue Procedure 2011-38, if withdrawals are taken from either contract within the 180-day period following an exchange, the IRS will apply general tax principles to determine the appropriate tax treatment of the exchange and subsequent withdrawal. As a result, there may be unexpected tax consequences. You should consult your tax advisor before taking any withdrawal from either contract during the 180-day period following a partial exchange. Different IRS limitations on withdrawals apply to partial exchanges completed prior to October 24, 2011.

Assignment: If you assign or pledge your contract as collateral for a loan, earnings on purchase payments you made after Aug. 13, 1982 will be taxed as a deemed distribution and you may have to pay a 10% IRS penalty.

QUALIFIED ANNUITIES
Adverse tax consequences may result if you do not ensure that contributions, distributions and other transactions under the contract comply with the law. Qualified annuities have minimum distribution rules that govern the timing and amount of distributions. You should refer to your retirement plan’s Summary Plan Description, your IRA disclosure statement, or consult a tax advisor for additional information about the distribution rules applicable to your situation.

When you use your contract to fund a retirement plan or IRA that is already tax-deferred under the Code, the contract will not provide any necessary or additional tax deferral. If your contract is used to fund an employer sponsored plan, your right to benefits may be subject to the terms and conditions of the plan regardless of the terms of the contract.

Annuity payouts: Under a qualified annuity, except a Roth IRA, Roth 401(k) or Roth 403(b), the entire payout generally is includable as ordinary income and is subject to tax unless: (1) the contract is an IRA to which you made non-deductible contributions; or (2) you rolled after-tax dollars from a retirement plan into your IRA; or (3) the contract is used to fund a retirement plan and you or your employer have contributed after-tax dollars.

Annuity payouts from Roth IRAs: In general, the entire payout from a Roth IRA can be free from income and penalty taxes if you have attained age 59 1/2 and meet the five year holding period.

Withdrawals: Under a qualified annuity, except a Roth IRA, Roth 401(k) or Roth 403(b), the entire withdrawal will generally be includable as ordinary income and is subject to tax unless: (1) the contract is an IRA to which you made non-deductible contributions; or (2) you rolled after-tax dollars from a retirement plan into your IRA; or (3) the contract is used to fund a retirement plan and you or your employer have contributed after-tax dollars.

Withdrawals from Roth IRAs: In general, the entire payout from a Roth IRA can be free from income and penalty taxes if you have attained age 59 1/2 and meet the five year holding period.

Required Minimum Distributions: Retirement plans (except for Roth IRAs) are subject to required withdrawals called required minimum distributions (“RMDs”) beginning at age 70 1/2. RMDs are based on the fair market value of your contract at year-end divided by the life expectancy factor. Certain death benefits and optional riders may be considered in determining the fair market value of your contract for RMD purposes. This may cause your RMD to be higher. Inherited IRAs (including inherited Roth IRAs) are subject to special required minimum distribution rules. You should consult your tax advisor prior to making a purchase for an explanation of the potential tax implications to you.

Withholding for IRAs, Roth IRAs, SEPs and SIMPLE IRAs: If you receive taxable income as a result of an annuity payout or a withdrawal, including withdrawals under any optional withdrawal benefit rider, we may deduct withholding against the payment. Any withholding represents a prepayment of your tax due for the year. You take credit for these amounts on your annual income tax return. As long as you have provided us with a valid Social Security Number or Taxpayer Identification Number, you can elect not to have any withholding occur.

If the payment is part of an annuity payout plan, we generally compute the amount of federal income tax withholding using payroll tables. You may provide us with a statement of how many exemptions to use in calculating the withholding. If the distribution is any other type of payment (such as a partial or full withdrawal) we compute federal income tax withholding using 10% of the taxable portion.

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The federal income tax withholding requirements differ if we deliver payment outside the United States or you are a non-resident alien.

Some states also may impose income tax withholding requirements similar to the federal withholding described above. If this should be the case, we may deduct state income tax withholding from the payment.

Withholding for all other qualified annuities: If you receive directly all or part of the contract value from a qualified annuity, mandatory 20% federal income tax withholding (and possibly state income tax withholding) generally will be imposed at the time the payout is made from the plan. Any withholding represents a prepayment of your tax due for the year. You take credit for these amounts on your annual income tax return. This mandatory withholding will not be imposed if instead of receiving the distribution check, you elect to have the distribution rolled over directly to an IRA or another eligible plan. Payments made to a surviving spouse instead of being directly rolled over to an IRA are also subject to mandatory 20% income tax withholding.

In the below situations, the distribution is subject to an optional 10% withholding instead of the mandatory 20% withholding. We will withhold 10% of the distribution amount unless you elect otherwise.

•	the payout is one in a series of substantially equal periodic payouts, made at least annually, over your life or life expectancy (or the joint lives or life expectancies of you and your designated beneficiary) or over a specified period of 10 years or more;

•	the payout is a RMD as defined under the Code;

•	the payout is made on account of an eligible hardship; or

•	the payout is a corrective distribution.

State withholding also may be imposed on taxable distributions.

Penalties: If you receive amounts from your qualified contract before reaching age 59 1/2, you may have to pay a 10% IRS penalty on the amount includable in your ordinary income. However, this penalty generally will not apply to any amount received:

•	because of your death;

•	because you become disabled (as defined in the Code);

•	if the distribution is part of a series of substantially equal periodic payments made at least annually, over your life or life expectancy (or joint lives or life expectancies of you and your beneficiary);

•	if the distribution is made following severance from employment during the calendar year in which you attain age 55 (TSAs and annuities funding 401(a) plans only);

•	to pay certain medical or education expenses (IRAs only); or

•	if the distribution is made from an inherited IRA.

Death benefits to beneficiaries: The entire death benefit generally is taxable as ordinary income to the beneficiary in the year he/she receives the payments from the qualified annuity. If you made non-deductible contributions to a traditional IRA, the portion of any distribution from the contract that represents after-tax contributions is not taxable as ordinary income to your beneficiary. You are responsible for keeping all records tracking your non-deductible contributions to an IRA. Death benefits under a Roth IRA generally are not taxable as ordinary income to the beneficiary if certain distribution requirements are met. (See also “Benefits in Case of Death — If you Die Before the Retirement Date”).

Change of retirement plan type: IRS regulations allow for rollovers of certain retirement plan distributions. In some circumstances, you may be able to have an intra-contract rollover, keeping the same features and conditions. If the annuity contract you have does not support an intra-contract rollover, you are able to request an IRS approved rollover to another annuity contract or other investment product that you choose. If you choose another annuity contract or investment product, you will be subject to new rules, including a new withdrawal charge schedule for an annuity contract, or other product rules as applicable.

Assignment: You may not assign or pledge your qualified contract as collateral for a loan.

OTHER
Purchase payment credits: These are considered earnings and are taxed accordingly when withdrawn or paid out.

Special considerations if you select any optional rider: As of the date of this prospectus, we believe that charges related to these riders are not subject to current taxation. Therefore, we will not report these charges as partial withdrawals from your contract. However, the IRS may determine that these charges should be treated as partial withdrawals subject to taxation to the extent of any gain as well as the 10% tax penalty for withdrawals before the age of 59 1/2, if applicable.

RIVERSOURCE INNOVATIONS VARIABLE ANNUITY — PROSPECTUS 59

We reserve the right to report charges for these riders as partial withdrawals if we, as a withholding and reporting agent, believe that we are required to report them. In addition, we will report any benefits attributable to these riders on the death of you or the annuitant as an annuity death benefit distribution, not as proceeds from life insurance.

Important: Our discussion of federal tax laws is based upon our understanding of current interpretations of these laws. Federal tax laws or current interpretations of them may change. For this reason and because tax consequences are complex and highly individual and cannot always be anticipated, you should consult a tax advisor if you have any questions about taxation of your contract.

RiverSource Life’s tax status: We are taxed as a life insurance company under the Code. For federal income tax purposes, the subaccounts are considered a part of our company, although their operations are treated separately in accounting and financial statements. Investment income is reinvested in the fund in which each subaccount invests and becomes part of that subaccount’s value. This investment income, including realized capital gains, is not subject to any withholding for federal or state income taxes. We reserve the right to make such a charge in the future if there is a change in the tax treatment of variable annuities or in our tax status as we then understand it.

Tax qualification: We intend that the contract qualify as an annuity for federal income tax purposes. To that end, the provisions of the contract are to be interpreted to ensure or maintain such tax qualification, in spite of any other provisions of the contract. We reserve the right to amend the contract to reflect any clarifications that may be needed or are appropriate to maintain such qualification or to conform the contract to any applicable changes in the tax qualification requirements. We will send you a copy of any amendments.

Voting Rights

As a contract owner with investments in the subaccounts, you may vote on important fund policies until annuity payouts begin. Once they begin, the person receiving them has voting rights. We will vote fund shares according to the instructions of the person with voting rights.

Before annuity payouts begin, the number of votes you have is determined by applying your percentage interest in each subaccount to the total number of votes allowed to the subaccount.

After annuity payouts begin, the number of votes you have is equal to:

•	the reserve held in each subaccount for your contract; divided by

•	the net asset value of one share of the applicable fund.

As we make annuity payouts, the reserve for the contract decreases; therefore, the number of votes also will decrease.

We calculate votes separately for each subaccount. We will send notice of shareholders’ meetings, proxy materials and a statement of the number of votes to which the voter is entitled. We will vote shares for which we have not received instructions in the same proportion as the votes for which we received instructions. We also will vote the shares for which we have voting rights in the same proportion as the votes for which we received instructions.

Substitution of Investments

We may substitute the funds in which the subaccounts invest if:

•	laws or regulations change;

•	the existing funds become unavailable; or

•	in our judgment, the funds no longer are suitable (or are not the most suitable) for the subaccounts.

If any of these situations occur, and if we believe it is in the best interest of persons having voting rights under the contract, we have the right to substitute a fund currently listed in this prospectus (existing fund) for another fund (new fund). The new fund may have higher fees and/or operating expenses than the existing fund. Also, the new fund may have investment objectives and policies and/or investment advisers which differ from the existing fund.

We may also:

•	add new subaccounts;

•	combine any two or more subaccounts;

•	transfer assets to and from the subaccounts or the variable account; and

•	eliminate or close any subaccounts.

We will notify you of any substitution or change. If we notify you that a subaccount will be eliminated or closed, you will have a certain period of time to tell us where to reallocate purchase payments or contract value currently allocated to that

 60  RIVERSOURCE INNOVATIONS VARIABLE ANNUITY — PROSPECTUS

subaccount. If we do not receive your reallocation instructions by the due date, we automatically will reallocate to the subaccount investing in the Columbia Variable Portfolio — Cash Management Fund (Class 3). You may then transfer this reallocated amount in accordance with the transfer provisions of your contract (see “Transferring Between Accounts” above).

In the event of substitution or any of these changes, we may amend the contract and take whatever action is necessary and appropriate without your consent or approval. However, we will not make any substitution or change without the necessary approval of the SEC and state insurance departments.

About the Service Providers

PRINCIPAL UNDERWRITER
RiverSource Distributors, Inc. (“RiverSource Distributors”), our affiliate, serves as the principal underwriter of the contract. Its offices are located at 70100 Ameriprise Financial Center, Minneapolis, MN 55474. RiverSource Distributors is a wholly-owned subsidiary of Ameriprise Financial, Inc.

Although we no longer offer the contract for sale, you may continue to make purchase payments if permitted under the terms of your contract. We pay commissions to an affiliated selling firm of up to 7.00% as well as service/trail commissions of up to 1.00% based on annual total contract value for as long as the contract remains in effect. We also may pay an additional sales commission of up to 1.00% of purchase payments for a period of time we select. These commissions do not change depending on which subaccounts you choose to allocate your purchase payments.

From time to time and in accordance with applicable laws and regulations, we may also pay or provide the selling firm with various cash and non-cash promotional incentives including, but not limited to bonuses, short-term sales incentive payments, marketing allowances, costs associated with sales conferences and educational seminars and sales recognition awards.

A portion of the payments made to the selling firm may be passed on to its sales representatives in accordance with its internal compensation programs. Those programs may also include other types of cash and non-cash compensation and other benefits.

Ask your sales representative for further information about what your sales representative and the selling firm for which he or she works may receive in connection with your contract.

We pay the commissions and other compensation described above from our assets. Our assets include:

•	revenues we receive from fees and expenses that you will pay when buying, owning and making a withdrawal from the contract (see “Expense Summary”);

•	compensation we or an affiliate receive from the underlying funds in the form of distribution and services fees (see “The Variable Account and the Funds — The funds”);

•	compensation we or an affiliate receive from a fund’s investment adviser, subadviser, distributor or an affiliate of any of these (see “The Variable Account and the Funds — The funds”); and

•	revenues we receive from other contracts and policies we sell that are not securities and other businesses we conduct.

You do not directly pay the commissions and other compensation described above as the result of a specific charge or deduction under the contract. However, you may pay part of all of the commissions and other compensation described above indirectly through:

•	fees and expenses we collect from contract owners, including withdrawal charges; and

•	fees and expenses charged by the underlying funds in which the subaccounts you select invest, to the extent we or one of our affiliates receive revenue from the funds or an affiliated person.

ISSUER
RiverSource Life issues the contracts. We are located at 70100 Ameriprise Financial Center, Minneapolis, MN 55474 and are a wholly-owned subsidiary of Ameriprise Financial, Inc.

We conduct a conventional life insurance business. We are licensed to do business in 49 states, the District of Columbia and American Samoa. Our primary products currently include fixed and variable annuity contracts and life insurance policies.

LEGAL PROCEEDINGS
Life insurance companies have been the subject of increasing regulatory, legislative and judicial scrutiny. Numerous state and federal regulatory agencies have commenced examinations and other inquiries of insurance companies regarding sales and marketing practices (including sales to older consumers and disclosure practices), claims handling, and unclaimed property and escheatment practices and procedures. With regard to an industry-wide investigation of unclaimed property and escheatment practices and procedures, RiverSource Life is responding to regulatory audits, market conduct examinations and other inquiries

RIVERSOURCE INNOVATIONS VARIABLE ANNUITY — PROSPECTUS 61

(including inquiries from the State of Minnesota). RiverSource Life has cooperated with and will continue to cooperate with the applicable regulators regarding their inquiries.

RiverSource Life is involved in the normal course of business in a number of other legal and arbitration proceedings concerning matters arising in connection with the conduct of its business activities. RiverSource Life believes that it is not a party to, nor are any of its properties the subject of, any pending legal, arbitration or regulatory proceedings that would have a material adverse effect on its consolidated financial condition, results of operations or liquidity. However, it is possible that the outcome of any such proceedings could have a material adverse impact on results of operations in any particular reporting period as the proceedings are resolved.

Additional Information

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
RiverSource Life is incorporating by reference in this prospectus information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information that we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC automatically will update and supersede this information. The Annual Report on Form 10-K of RiverSource Life Insurance Company for the year ended December 31, 2012, File No. 33-28976, that we previously filed with the SEC under the Securities Exchange Act of 1934 (1934 Act) is incorporated by reference into this prospectus, as well as all of our subsequent annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC under the 1934 Act. To access this document, see “SEC Filings” under “Investors Relations” on our website at www.ameriprise.com.

RiverSource Life will furnish you without charge a copy of any or all of the documents incorporated by reference into this prospectus, including any exhibits to such documents which have been specifically incorporated by reference. We will do so upon receipt of your written or oral request. You can contact RiverSource Life at the telephone number and address listed on the first page of this prospectus.

AVAILABLE INFORMATION
This prospectus is part of a registration statement we file with the SEC. Additional information on RiverSource Life and on this offering is available in the registration statement. You can obtain copies of these materials at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. In addition to this prospectus, the SAI and information about the contract, information incorporated by reference is available on the EDGAR Database on the SEC’s Internet site at (http://www.sec.gov).

INDEMNIFICATION
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (Securities Act) may be permitted to directors and officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Appendix A: Performance Credit Rider Adjusted Partial Withdrawal

STEP ONE:
For each withdrawal made within the current calculation period we calculate the remaining purchase payment amount (RPA):

RPA =	Total purchase payments and purchase payment credits made prior to the partial withdrawal in question minus the RPA adjusted partial withdrawals for all previous partial withdrawals.

NOTE:	In our calculations for the first partial withdrawal, the RPA will simply be the total purchase payments and purchase payment credits as there are no previous withdrawals to subtract.

RPA adjusted partial withdrawals =	PW × RPA CV

PW	=	the partial withdrawal including any applicable withdrawal charge or MVA.
CV	=	the contract value on the date of (but prior to) the partial withdrawal.
RPA	=	the remaining premium amount on the date of (but prior to) the partial withdrawal.

STEP TWO:
For each withdrawal made within the current calculation period we calculate the eligible purchase payment amount (EPA):

EPA =	Total purchase payments and purchase payment credits made prior to the partial withdrawal in question AND prior to the five year exclusion period minus EPA adjusted partial withdrawals for all previous partial withdrawals.

NOTE:	In our calculations for the first partial withdrawal, the EPA will simply be the total purchase payments and purchase payment credits made before the five year exclusion period as there are no previous withdrawals to subtract. Also note that EPA/RPA will always be less than or equal to one.

EPA adjusted partial withdrawals =	PW × EPA CV	×	EPA RPA

PW	=	the partial withdrawal including any applicable withdrawal charge or MVA.
CV	=	the contract value on the date of (but prior to) the partial withdrawal.
EPA	=	the eligible premium amount on the date of (but prior to) the partial withdrawal.
RPA	=	the remaining premium amount on the date of (but prior to) the partial withdrawal.

STEP THREE:
The total PCRPW (Performance Credit Rider adjusted partial withdrawal) amount is the sum of each EPA adjusted partial withdrawal.

Example: Calculation at the end of the ten-year period assuming the contract is eligible for the PCR credit (i.e., your contract value is less than target value). This example does not include purchase payment credits.

•	You purchase the contract with a purchase payment of $100,000.

•	On the sixth contract anniversary you make an additional purchase payment in the amount of $100,000.

•	Contract values before any partial withdrawals are shown below.

•	On the third contract anniversary you make a partial withdrawal in the amount of $10,000.

•	On the eighth contract anniversary you make another partial withdrawal in the amount of $10,000.

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NOTE: The shaded portion of the table indicates the five year exclusion period.

Contract
duration
in years	Total purchase payments	Contract value

At Issue	$100,000	$100,000

1	100,000	110,000

2	100,000	115,000

3	100,000	120,000

4	100,000	115,000

5	100,000	120,000

6	200,000	225,000

7	200,000	230,000

8	200,000	235,000

9	200,000	230,000

10	200,000	235,000

Step one: For each withdrawal made within the current calculation period we calculate the RPA:

For the first partial withdrawal the third contract anniversary:
RPA before the partial withdrawal = total purchase	RPA adjusted partial withdrawal =
payments made prior to the partial withdrawal minus the RPA adjusted partial withdrawals for all previous partial withdrawals = $100,000 – 0 = $100,000	$10,000 × $100,000 $120,000	=	$8,333

For the second partial withdrawal the eighth contract anniversary:
RPA before the partial withdrawal = total purchase	RPA adjusted partial withdrawal =
payments made prior to the partial withdrawal minus the RPA adjusted partial withdrawals for all previous partial withdrawals = $200,000 – $8,333 = $191,667	$10,000 × $191,667 $235,000	=	$8,156

Step two: For each withdrawal made within the current calculation period, we calculate the EPA:

For the first partial withdrawal the third contract anniversary:
EPA before the partial withdrawal = total purchase	EPA adjusted partial withdrawal =
payments made prior to the partial withdrawal AND the five-year exclusion period minus the EPA adjusted partial withdrawals for all previous partial withdrawals = $100,000 – 0 = $100,000	$10,000 × $100,000 $120,000	×	$100,000 $100,000	=	$8,333

For the second partial withdrawal the eighth contract anniversary:
EPA before the partial withdrawal = total purchase	EPA adjusted partial withdrawal =
payments made prior to the partial withdrawal AND the five-year exclusion period minus the EPA adjusted partial withdrawals for all previous partial withdrawals = $100,000 – $8,333 = $91,667	$10,000 × $91,667 $235,000	×	$91,667 $191,667	=	$1,866

Step three: The total PCRPW amount is the sum of each EPA adjusted partial withdrawal.

PCRPW amount = $8,333 + $1,866 = $10,199

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Appendix B: Condensed Financial Information (Unaudited)

The following tables give per-unit information about the financial history of the subaccounts representing the lowest and highest total annual variable account expense combinations. The date in which operations commenced in each subaccount is noted in parentheses. The SAI contains tables that give per-unit information about the financial history of each existing subaccount. We have not provided this information for subaccounts (if any) that were not available under your contract as of Dec. 31, 2012. You may obtain a copy of the SAI without charge by contacting us at the telephone number or address listed on the first page of the prospectus.

Variable account charges of 1.00% of the daily net assets of the variable account.
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

AllianceBernstein VPS Balanced Wealth Strategy Portfolio (Class B) (09/26/2008)
Accumulation unit value at beginning of period	$1.06	$1.11	$1.01	$0.82	$1.00	—	—	—	—	—
Accumulation unit value at end of period	$1.19	$1.06	$1.11	$1.01	$0.82	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	6	5	17	32	—	—	—	—	—

AllianceBernstein VPS Global Thematic Growth Portfolio (Class B) (05/30/2000)
Accumulation unit value at beginning of period	$0.40	$0.53	$0.45	$0.30	$0.57	$0.48	$0.45	$0.44	$0.42	$0.30
Accumulation unit value at end of period	$0.45	$0.40	$0.53	$0.45	$0.30	$0.57	$0.48	$0.45	$0.44	$0.42
Number of accumulation units outstanding at end of period (000 omitted)	64	89	80	126	156	276	482	552	588	655

AllianceBernstein VPS Growth and Income Portfolio (Class B) (05/30/2000)
Accumulation unit value at beginning of period	$1.09	$1.04	$0.93	$0.78	$1.33	$1.28	$1.11	$1.07	$0.97	$0.74
Accumulation unit value at end of period	$1.27	$1.09	$1.04	$0.93	$0.78	$1.33	$1.28	$1.11	$1.07	$0.97
Number of accumulation units outstanding at end of period (000 omitted)	253	295	416	688	1,006	1,348	1,482	1,471	1,573	1,510

AllianceBernstein VPS Large Cap Growth Portfolio (Class B) (05/30/2000)
Accumulation unit value at beginning of period	$0.62	$0.65	$0.60	$0.44	$0.74	$0.66	$0.67	$0.59	$0.55	$0.45
Accumulation unit value at end of period	$0.72	$0.62	$0.65	$0.60	$0.44	$0.74	$0.66	$0.67	$0.59	$0.55
Number of accumulation units outstanding at end of period (000 omitted)	121	128	210	363	517	863	934	882	881	893

Columbia Variable Portfolio – Cash Management Fund (Class 3) (05/30/2000)
Accumulation unit value at beginning of period	$1.13	$1.14	$1.15	$1.16	$1.15	$1.10	$1.07	$1.05	$1.05	$1.06
Accumulation unit value at end of period	$1.12	$1.13	$1.14	$1.15	$1.16	$1.15	$1.10	$1.07	$1.05	$1.05
Number of accumulation units outstanding at end of period (000 omitted)	269	341	576	492	720	1,135	646	695	691	813

Columbia Variable Portfolio – Diversified Bond Fund (Class 3) (05/21/2002)
Accumulation unit value at beginning of period	$1.44	$1.37	$1.27	$1.12	$1.21	$1.16	$1.13	$1.11	$1.08	$1.04
Accumulation unit value at end of period	$1.54	$1.44	$1.37	$1.27	$1.12	$1.21	$1.16	$1.13	$1.11	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	268	317	645	713	743	1,355	1,120	1,133	1,115	572

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3) (05/21/2002)
Accumulation unit value at beginning of period	$1.48	$1.57	$1.36	$1.08	$1.83	$1.71	$1.44	$1.28	$1.10	$0.78
Accumulation unit value at end of period	$1.67	$1.48	$1.57	$1.36	$1.08	$1.83	$1.71	$1.44	$1.28	$1.10
Number of accumulation units outstanding at end of period (000 omitted)	87	130	223	356	367	455	367	326	294	140

Columbia Variable Portfolio – Large Cap Growth Fund (Class 3) (05/21/2002)
Accumulation unit value at beginning of period	$1.05	$1.10	$0.95	$0.70	$1.27	$1.24	$1.13	$1.05	$0.98	$0.81
Accumulation unit value at end of period	$1.25	$1.05	$1.10	$0.95	$0.70	$1.27	$1.24	$1.13	$1.05	$0.98
Number of accumulation units outstanding at end of period (000 omitted)	6	6	6	7	24	30	33	24	28	24

Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3) (03/17/2006)
Accumulation unit value at beginning of period	$0.94	$0.90	$0.78	$0.63	$1.10	$1.08	$1.00	—	—	—
Accumulation unit value at end of period	$1.06	$0.94	$0.90	$0.78	$0.63	$1.10	$1.08	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	116	126	203	307	325	354	377	—	—	—

Columbia Variable Portfolio – S&P 500 Index Fund (Class 3) (05/30/2000)
Accumulation unit value at beginning of period	$0.93	$0.92	$0.81	$0.65	$1.04	$1.00	$0.88	$0.85	$0.78	$0.61
Accumulation unit value at end of period	$1.06	$0.93	$0.92	$0.81	$0.65	$1.04	$1.00	$0.88	$0.85	$0.78
Number of accumulation units outstanding at end of period (000 omitted)	258	291	404	521	683	746	811	799	771	748

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 3) (05/30/2000)
Accumulation unit value at beginning of period	$1.30	$1.29	$1.27	$1.22	$1.26	$1.21	$1.18	$1.17	$1.17	$1.17
Accumulation unit value at end of period	$1.31	$1.30	$1.29	$1.27	$1.22	$1.26	$1.21	$1.18	$1.17	$1.17
Number of accumulation units outstanding at end of period (000 omitted)	132	158	313	373	561	759	861	873	916	849

Fidelity® VIP Contrafund® Portfolio Service Class 2 (05/21/2002)
Accumulation unit value at beginning of period	$1.57	$1.63	$1.41	$1.05	$1.85	$1.59	$1.44	$1.25	$1.10	$0.86
Accumulation unit value at end of period	$1.80	$1.57	$1.63	$1.41	$1.05	$1.85	$1.59	$1.44	$1.25	$1.10
Number of accumulation units outstanding at end of period (000 omitted)	363	447	873	1,505	1,719	1,897	2,032	2,013	1,844	1,212

Fidelity® VIP Growth Portfolio Service Class 2 (05/21/2002)
Accumulation unit value at beginning of period	$1.11	$1.12	$0.91	$0.72	$1.38	$1.10	$1.05	$1.00	$0.98	$0.75
Accumulation unit value at end of period	$1.26	$1.11	$1.12	$0.91	$0.72	$1.38	$1.10	$1.05	$1.00	$0.98
Number of accumulation units outstanding at end of period (000 omitted)	37	37	48	79	113	149	130	135	139	127

RIVERSOURCE INNOVATIONS VARIABLE ANNUITY — PROSPECTUS 65

Variable account charges of 1.00% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

Fidelity® VIP Mid Cap Portfolio Service Class 2 (05/21/2002)
Accumulation unit value at beginning of period	$1.98	$2.24	$1.76	$1.27	$2.13	$1.86	$1.68	$1.43	$1.16	$0.85
Accumulation unit value at end of period	$2.24	$1.98	$2.24	$1.76	$1.27	$2.13	$1.86	$1.68	$1.43	$1.16
Number of accumulation units outstanding at end of period (000 omitted)	183	212	350	628	721	821	841	769	737	543

Fidelity® VIP Overseas Portfolio Service Class 2 (05/21/2002)
Accumulation unit value at beginning of period	$1.21	$1.47	$1.32	$1.06	$1.90	$1.64	$1.41	$1.20	$1.07	$0.75
Accumulation unit value at end of period	$1.44	$1.21	$1.47	$1.32	$1.06	$1.90	$1.64	$1.41	$1.20	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	16	16	62	122	147	189	159	108	64	53

FTVIPT Franklin Global Real Estate Securities Fund – Class 2 (05/21/2002)
Accumulation unit value at beginning of period	$1.30	$1.39	$1.16	$0.98	$1.72	$2.20	$1.84	$1.64	$1.26	$0.93
Accumulation unit value at end of period	$1.63	$1.30	$1.39	$1.16	$0.98	$1.72	$2.20	$1.84	$1.64	$1.26
Number of accumulation units outstanding at end of period (000 omitted)	41	44	76	95	90	106	130	125	99	68

FTVIPT Franklin Small Cap Value Securities Fund – Class 2 (05/21/2002)
Accumulation unit value at beginning of period	$1.58	$1.66	$1.31	$1.02	$1.54	$1.60	$1.38	$1.28	$1.05	$0.80
Accumulation unit value at end of period	$1.86	$1.58	$1.66	$1.31	$1.02	$1.54	$1.60	$1.38	$1.28	$1.05
Number of accumulation units outstanding at end of period (000 omitted)	74	88	114	219	285	324	313	315	231	169

FTVIPT Franklin Small-Mid Cap Growth Securities Fund – Class 2 (05/30/2000)
Accumulation unit value at beginning of period	$0.95	$1.00	$0.79	$0.56	$0.98	$0.89	$0.83	$0.80	$0.72	$0.53
Accumulation unit value at end of period	$1.04	$0.95	$1.00	$0.79	$0.56	$0.98	$0.89	$0.83	$0.80	$0.72
Number of accumulation units outstanding at end of period (000 omitted)	98	124	284	441	623	769	877	916	978	712

FTVIPT Mutual Shares Securities Fund – Class 2 (05/30/2000)
Accumulation unit value at beginning of period	$1.54	$1.57	$1.43	$1.14	$1.84	$1.79	$1.53	$1.40	$1.25	$1.01
Accumulation unit value at end of period	$1.74	$1.54	$1.57	$1.43	$1.14	$1.84	$1.79	$1.53	$1.40	$1.25
Number of accumulation units outstanding at end of period (000 omitted)	606	716	1,184	1,983	2,405	3,218	3,435	3,555	3,640	2,566

FTVIPT Templeton Foreign Securities Fund – Class 2 (05/30/2000)
Accumulation unit value at beginning of period	$1.20	$1.35	$1.26	$0.93	$1.57	$1.38	$1.14	$1.05	$0.89	$0.68
Accumulation unit value at end of period	$1.40	$1.20	$1.35	$1.26	$0.93	$1.57	$1.38	$1.14	$1.05	$0.89
Number of accumulation units outstanding at end of period (000 omitted)	110	170	251	583	835	1,046	1,146	1,113	1,058	734

Invesco V.I. Core Equity Fund, Series II Shares (04/28/2006)
Accumulation unit value at beginning of period	$1.08	$1.09	$1.01	$0.80	$1.16	$1.08	$1.00	—	—	—
Accumulation unit value at end of period	$1.21	$1.08	$1.09	$1.01	$0.80	$1.16	$1.08	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	2	2	2	9	30	19	24	—	—	—

Invesco V.I. Mid Cap Growth Fund, Series II Shares (04/27/2012)
Accumulation unit value at beginning of period	$1.00	—	—	—	—	—	—	—	—	—
Accumulation unit value at end of period	$0.98	—	—	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	23	—	—	—	—	—	—	—	—	—

Invesco V.I. Value Opportunities Fund, Series II Shares (05/21/2002)
Accumulation unit value at beginning of period	$0.91	$0.95	$0.90	$0.61	$1.29	$1.28	$1.15	$1.10	$1.00	$0.76
Accumulation unit value at end of period	$1.06	$0.91	$0.95	$0.90	$0.61	$1.29	$1.28	$1.15	$1.10	$1.00
Number of accumulation units outstanding at end of period (000 omitted)	240	297	468	748	743	806	813	843	909	623

MFS® Investors Growth Stock Series – Service Class (05/30/2000)
Accumulation unit value at beginning of period	$0.76	$0.76	$0.68	$0.50	$0.80	$0.72	$0.68	$0.66	$0.61	$0.50
Accumulation unit value at end of period	$0.87	$0.76	$0.76	$0.68	$0.50	$0.80	$0.72	$0.68	$0.66	$0.61
Number of accumulation units outstanding at end of period (000 omitted)	18	65	128	327	449	370	419	500	482	515

MFS® New Discovery Series – Service Class (05/30/2000)
Accumulation unit value at beginning of period	$1.20	$1.36	$1.01	$0.63	$1.05	$1.03	$0.92	$0.89	$0.84	$0.64
Accumulation unit value at end of period	$1.44	$1.20	$1.36	$1.01	$0.63	$1.05	$1.03	$0.92	$0.89	$0.84
Number of accumulation units outstanding at end of period (000 omitted)	35	54	137	197	204	314	454	474	495	388

MFS® Total Return Series – Service Class (05/30/2000)
Accumulation unit value at beginning of period	$1.48	$1.47	$1.35	$1.16	$1.51	$1.47	$1.33	$1.31	$1.19	$1.04
Accumulation unit value at end of period	$1.62	$1.48	$1.47	$1.35	$1.16	$1.51	$1.47	$1.33	$1.31	$1.19
Number of accumulation units outstanding at end of period (000 omitted)	584	662	1,080	1,849	2,581	3,209	3,243	3,188	2,934	2,457

MFS® Utilities Series – Service Class (05/21/2002)
Accumulation unit value at beginning of period	$2.74	$2.60	$2.31	$1.76	$2.85	$2.26	$1.74	$1.51	$1.17	$0.87
Accumulation unit value at end of period	$3.07	$2.74	$2.60	$2.31	$1.76	$2.85	$2.26	$1.74	$1.51	$1.17
Number of accumulation units outstanding at end of period (000 omitted)	17	18	23	33	60	136	124	98	53	40

Oppenheimer Capital Appreciation Fund/VA, Service Shares (05/21/2002)
Accumulation unit value at beginning of period	$1.08	$1.11	$1.03	$0.72	$1.34	$1.19	$1.11	$1.07	$1.01	$0.78
Accumulation unit value at end of period	$1.22	$1.08	$1.11	$1.03	$0.72	$1.34	$1.19	$1.11	$1.07	$1.01
Number of accumulation units outstanding at end of period (000 omitted)	53	64	217	274	315	318	339	399	377	130

 66  RIVERSOURCE INNOVATIONS VARIABLE ANNUITY — PROSPECTUS

Variable account charges of 1.00% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

Oppenheimer Global Fund/VA, Service Shares (05/21/2002)
Accumulation unit value at beginning of period	$1.49	$1.64	$1.44	$1.04	$1.76	$1.68	$1.44	$1.28	$1.09	$0.77
Accumulation unit value at end of period	$1.78	$1.49	$1.64	$1.44	$1.04	$1.76	$1.68	$1.44	$1.28	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	44	57	110	210	287	384	376	391	303	154

Oppenheimer Global Strategic Income Fund/VA, Service Shares (05/21/2002)
Accumulation unit value at beginning of period	$1.69	$1.70	$1.50	$1.28	$1.51	$1.39	$1.31	$1.29	$1.20	$1.04
Accumulation unit value at end of period	$1.90	$1.69	$1.70	$1.50	$1.28	$1.51	$1.39	$1.31	$1.29	$1.20
Number of accumulation units outstanding at end of period (000 omitted)	334	365	704	1,221	1,572	1,717	1,600	1,586	1,442	995

Oppenheimer Main Street Small Cap Fund®/VA, Service Shares (05/21/2002)
Accumulation unit value at beginning of period	$1.58	$1.63	$1.34	$0.99	$1.61	$1.65	$1.45	$1.34	$1.13	$0.79
Accumulation unit value at end of period	$1.84	$1.58	$1.63	$1.34	$0.99	$1.61	$1.65	$1.45	$1.34	$1.13
Number of accumulation units outstanding at end of period (000 omitted)	68	76	117	205	221	249	248	220	170	121

Putnam VT Growth and Income Fund – Class IB Shares (05/30/2000)
Accumulation unit value at beginning of period	$1.02	$1.08	$0.96	$0.74	$1.22	$1.32	$1.15	$1.10	$1.00	$0.79
Accumulation unit value at end of period	$1.20	$1.02	$1.08	$0.96	$0.74	$1.22	$1.32	$1.15	$1.10	$1.00
Number of accumulation units outstanding at end of period (000 omitted)	82	88	163	212	278	376	343	383	455	530

Putnam VT International Equity Fund – Class IB Shares (05/21/2002)
Accumulation unit value at beginning of period	$1.08	$1.31	$1.20	$0.97	$1.76	$1.64	$1.29	$1.17	$1.01	$0.80
Accumulation unit value at end of period	$1.30	$1.08	$1.31	$1.20	$0.97	$1.76	$1.64	$1.29	$1.17	$1.01
Number of accumulation units outstanding at end of period (000 omitted)	105	117	210	300	325	392	419	350	360	178

Putnam VT Multi-Cap Growth Fund – Class IB Shares (09/24/2010)
Accumulation unit value at beginning of period	$1.06	$1.13	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.23	$1.06	$1.13	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	15	15	21	—	—	—	—	—	—	—

Putnam VT Research Fund – Class IB Shares (05/21/2002)
Accumulation unit value at beginning of period	$1.09	$1.13	$0.98	$0.74	$1.22	$1.22	$1.11	$1.07	$1.00	$0.81
Accumulation unit value at end of period	$1.28	$1.09	$1.13	$0.98	$0.74	$1.22	$1.22	$1.11	$1.07	$1.00
Number of accumulation units outstanding at end of period (000 omitted)	3	3	3	3	3	3	3	3	6	4

Variable Portfolio – Partners Small Cap Value Fund (Class 3) (05/21/2002)
Accumulation unit value at beginning of period	$1.60	$1.69	$1.38	$1.02	$1.50	$1.59	$1.34	$1.28	$1.08	$0.79
Accumulation unit value at end of period	$1.80	$1.60	$1.69	$1.38	$1.02	$1.50	$1.59	$1.34	$1.28	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	33	35	45	62	68	80	78	77	86	54

Variable account charges of 1.85% of the daily net assets of the variable account.
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

AllianceBernstein VPS Balanced Wealth Strategy Portfolio (Class B) (09/26/2008)
Accumulation unit value at beginning of period	$1.03	$1.09	$1.00	$0.82	$1.00	—	—	—	—	—
Accumulation unit value at end of period	$1.15	$1.03	$1.09	$1.00	$0.82	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—

AllianceBernstein VPS Global Thematic Growth Portfolio (Class B) (01/29/2003)
Accumulation unit value at beginning of period	$1.25	$1.67	$1.43	$0.95	$1.85	$1.57	$1.47	$1.45	$1.40	$1.00
Accumulation unit value at end of period	$1.39	$1.25	$1.67	$1.43	$0.95	$1.85	$1.57	$1.47	$1.45	$1.40
Number of accumulation units outstanding at end of period (000 omitted)	—	3	12	12	37	64	80	86	87	9

AllianceBernstein VPS Growth and Income Portfolio (Class B) (01/29/2003)
Accumulation unit value at beginning of period	$1.39	$1.33	$1.20	$1.02	$1.75	$1.70	$1.48	$1.44	$1.32	$1.00
Accumulation unit value at end of period	$1.60	$1.39	$1.33	$1.20	$1.02	$1.75	$1.70	$1.48	$1.44	$1.32
Number of accumulation units outstanding at end of period (000 omitted)	14	18	24	33	28	31	31	31	30	47

AllianceBernstein VPS Large Cap Growth Portfolio (Class B) (01/29/2003)
Accumulation unit value at beginning of period	$1.32	$1.39	$1.29	$0.96	$1.62	$1.45	$1.49	$1.32	$1.24	$1.00
Accumulation unit value at end of period	$1.50	$1.32	$1.39	$1.29	$0.96	$1.62	$1.45	$1.49	$1.32	$1.24
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	12	12	41	19	19	20	3

Columbia Variable Portfolio – Cash Management Fund (Class 3) (01/29/2003)
Accumulation unit value at beginning of period	$0.99	$1.01	$1.02	$1.04	$1.04	$1.01	$0.98	$0.98	$0.99	$1.00
Accumulation unit value at end of period	$0.97	$0.99	$1.01	$1.02	$1.04	$1.04	$1.01	$0.98	$0.98	$0.99
Number of accumulation units outstanding at end of period (000 omitted)	237	298	303	1,258	372	137	91	70	179	55

Columbia Variable Portfolio – Diversified Bond Fund (Class 3) (01/29/2003)
Accumulation unit value at beginning of period	$1.28	$1.22	$1.15	$1.02	$1.11	$1.07	$1.05	$1.05	$1.02	$1.00
Accumulation unit value at end of period	$1.35	$1.28	$1.22	$1.15	$1.02	$1.11	$1.07	$1.05	$1.05	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	149	167	264	3,966	3,519	3,241	547	165	169	63

RIVERSOURCE INNOVATIONS VARIABLE ANNUITY — PROSPECTUS 67

Variable account charges of 1.85% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3) (01/29/2003)
Accumulation unit value at beginning of period	$1.81	$1.94	$1.69	$1.35	$2.32	$2.18	$1.86	$1.67	$1.44	$1.00
Accumulation unit value at end of period	$2.03	$1.81	$1.94	$1.69	$1.35	$2.32	$2.18	$1.86	$1.67	$1.44
Number of accumulation units outstanding at end of period (000 omitted)	367	465	559	2,165	1,880	1,267	1,033	512	31	9

Columbia Variable Portfolio – Large Cap Growth Fund (Class 3) (01/29/2003)
Accumulation unit value at beginning of period	$1.22	$1.29	$1.12	$0.83	$1.52	$1.50	$1.38	$1.29	$1.22	$1.00
Accumulation unit value at end of period	$1.44	$1.22	$1.29	$1.12	$0.83	$1.52	$1.50	$1.38	$1.29	$1.22
Number of accumulation units outstanding at end of period (000 omitted)	2	2	4	4	60	42	—	—	—	—

Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.03	$1.00	$0.87	$0.71	$1.25	$1.24	$1.10	$1.05	$1.00	—
Accumulation unit value at end of period	$1.15	$1.03	$1.00	$0.87	$0.71	$1.25	$1.24	$1.10	$1.05	—
Number of accumulation units outstanding at end of period (000 omitted)	336	589	890	1,020	1,054	1,103	1,183	1,307	818	—

Columbia Variable Portfolio – S&P 500 Index Fund (Class 3) (01/29/2003)
Accumulation unit value at beginning of period	$1.42	$1.43	$1.27	$1.02	$1.66	$1.61	$1.42	$1.39	$1.28	$1.00
Accumulation unit value at end of period	$1.61	$1.42	$1.43	$1.27	$1.02	$1.66	$1.61	$1.42	$1.39	$1.28
Number of accumulation units outstanding at end of period (000 omitted)	6	10	11	17	26	26	38	48	30	22

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 3) (01/29/2003)
Accumulation unit value at beginning of period	$1.03	$1.04	$1.02	$0.99	$1.03	$1.00	$0.98	$0.98	$0.99	$1.00
Accumulation unit value at end of period	$1.03	$1.03	$1.04	$1.02	$0.99	$1.03	$1.00	$0.98	$0.98	$0.99
Number of accumulation units outstanding at end of period (000 omitted)	274	264	356	1,118	628	589	641	492	399	234

Fidelity® VIP Contrafund® Portfolio Service Class 2 (01/29/2003)
Accumulation unit value at beginning of period	$1.73	$1.82	$1.58	$1.19	$2.11	$1.84	$1.68	$1.47	$1.30	$1.00
Accumulation unit value at end of period	$1.97	$1.73	$1.82	$1.58	$1.19	$2.11	$1.84	$1.68	$1.47	$1.30
Number of accumulation units outstanding at end of period (000 omitted)	664	909	1,171	1,641	2,452	2,368	2,760	1,602	814	205

Fidelity® VIP Growth Portfolio Service Class 2 (01/29/2003)
Accumulation unit value at beginning of period	$1.41	$1.44	$1.18	$0.94	$1.82	$1.47	$1.40	$1.35	$1.34	$1.00
Accumulation unit value at end of period	$1.59	$1.41	$1.44	$1.18	$0.94	$1.82	$1.47	$1.40	$1.35	$1.34
Number of accumulation units outstanding at end of period (000 omitted)	14	16	18	26	27	27	13	21	7	5

Fidelity® VIP Mid Cap Portfolio Service Class 2 (01/29/2003)
Accumulation unit value at beginning of period	$2.20	$2.51	$1.99	$1.45	$2.45	$2.16	$1.96	$1.69	$1.38	$1.00
Accumulation unit value at end of period	$2.47	$2.20	$2.51	$1.99	$1.45	$2.45	$2.16	$1.96	$1.69	$1.38
Number of accumulation units outstanding at end of period (000 omitted)	145	170	239	607	861	608	488	330	213	143

Fidelity® VIP Overseas Portfolio Service Class 2 (01/29/2003)
Accumulation unit value at beginning of period	$1.54	$1.90	$1.71	$1.38	$2.51	$2.18	$1.89	$1.62	$1.46	$1.00
Accumulation unit value at end of period	$1.82	$1.54	$1.90	$1.71	$1.38	$2.51	$2.18	$1.89	$1.62	$1.46
Number of accumulation units outstanding at end of period (000 omitted)	141	222	253	305	341	344	445	418	246	5

FTVIPT Franklin Global Real Estate Securities Fund – Class 2 (01/29/2003)
Accumulation unit value at beginning of period	$1.31	$1.41	$1.19	$1.02	$1.80	$2.31	$1.96	$1.76	$1.36	$1.00
Accumulation unit value at end of period	$1.63	$1.31	$1.41	$1.19	$1.02	$1.80	$2.31	$1.96	$1.76	$1.36
Number of accumulation units outstanding at end of period (000 omitted)	49	74	92	116	121	110	104	114	78	—

FTVIPT Franklin Small Cap Value Securities Fund – Class 2 (01/29/2003)
Accumulation unit value at beginning of period	$1.93	$2.05	$1.63	$1.28	$1.95	$2.04	$1.77	$1.66	$1.37	$1.00
Accumulation unit value at end of period	$2.25	$1.93	$2.05	$1.63	$1.28	$1.95	$2.04	$1.77	$1.66	$1.37
Number of accumulation units outstanding at end of period (000 omitted)	26	31	64	75	87	91	94	88	85	50

FTVIPT Franklin Small-Mid Cap Growth Securities Fund – Class 2 (01/29/2003)
Accumulation unit value at beginning of period	$1.68	$1.79	$1.43	$1.02	$1.80	$1.65	$1.55	$1.50	$1.37	$1.00
Accumulation unit value at end of period	$1.82	$1.68	$1.79	$1.43	$1.02	$1.80	$1.65	$1.55	$1.50	$1.37
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	7	—	5

FTVIPT Mutual Shares Securities Fund – Class 2 (01/29/2003)
Accumulation unit value at beginning of period	$1.44	$1.48	$1.36	$1.10	$1.77	$1.75	$1.50	$1.38	$1.25	$1.00
Accumulation unit value at end of period	$1.61	$1.44	$1.48	$1.36	$1.10	$1.77	$1.75	$1.50	$1.38	$1.25
Number of accumulation units outstanding at end of period (000 omitted)	90	131	188	279	398	502	611	526	516	349

FTVIPT Templeton Foreign Securities Fund – Class 2 (01/29/2003)
Accumulation unit value at beginning of period	$1.67	$1.90	$1.79	$1.33	$2.27	$2.00	$1.68	$1.55	$1.34	$1.00
Accumulation unit value at end of period	$1.94	$1.67	$1.90	$1.79	$1.33	$2.27	$2.00	$1.68	$1.55	$1.34
Number of accumulation units outstanding at end of period (000 omitted)	51	54	91	111	158	194	186	154	105	44

Invesco V.I. Core Equity Fund, Series II Shares (04/28/2006)
Accumulation unit value at beginning of period	$1.03	$1.05	$0.98	$0.78	$1.14	$1.08	$1.00	—	—	—
Accumulation unit value at end of period	$1.15	$1.03	$1.05	$0.98	$0.78	$1.14	$1.08	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—

 68  RIVERSOURCE INNOVATIONS VARIABLE ANNUITY — PROSPECTUS

Variable account charges of 1.85% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

Invesco V.I. Mid Cap Growth Fund, Series II Shares (04/27/2012)
Accumulation unit value at beginning of period	$1.00	—	—	—	—	—	—	—	—	—
Accumulation unit value at end of period	$0.97	—	—	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	4	—	—	—	—	—	—	—	—	—

Invesco V.I. Value Opportunities Fund, Series II Shares (01/29/2003)
Accumulation unit value at beginning of period	$1.14	$1.20	$1.14	$0.79	$1.67	$1.68	$1.52	$1.46	$1.35	$1.00
Accumulation unit value at end of period	$1.32	$1.14	$1.20	$1.14	$0.79	$1.67	$1.68	$1.52	$1.46	$1.35
Number of accumulation units outstanding at end of period (000 omitted)	54	75	113	132	148	151	164	179	110	27

MFS® Investors Growth Stock Series – Service Class (01/29/2003)
Accumulation unit value at beginning of period	$1.41	$1.43	$1.30	$0.95	$1.54	$1.41	$1.34	$1.31	$1.22	$1.00
Accumulation unit value at end of period	$1.62	$1.41	$1.43	$1.30	$0.95	$1.54	$1.41	$1.34	$1.31	$1.22
Number of accumulation units outstanding at end of period (000 omitted)	—	—	2	2	2	2	2	2	2	2

MFS® New Discovery Series – Service Class (01/29/2003)
Accumulation unit value at beginning of period	$1.78	$2.02	$1.51	$0.95	$1.60	$1.59	$1.43	$1.39	$1.33	$1.00
Accumulation unit value at end of period	$2.11	$1.78	$2.02	$1.51	$0.95	$1.60	$1.59	$1.43	$1.39	$1.33
Number of accumulation units outstanding at end of period (000 omitted)	2	2	3	18	22	24	24	22	21	—

MFS® Total Return Series – Service Class (01/29/2003)
Accumulation unit value at beginning of period	$1.35	$1.36	$1.26	$1.09	$1.43	$1.40	$1.28	$1.27	$1.17	$1.00
Accumulation unit value at end of period	$1.47	$1.35	$1.36	$1.26	$1.09	$1.43	$1.40	$1.28	$1.27	$1.17
Number of accumulation units outstanding at end of period (000 omitted)	203	192	316	370	439	545	531	435	401	240

MFS® Utilities Series – Service Class (01/29/2003)
Accumulation unit value at beginning of period	$2.83	$2.71	$2.43	$1.87	$3.06	$2.44	$1.90	$1.66	$1.30	$1.00
Accumulation unit value at end of period	$3.15	$2.83	$2.71	$2.43	$1.87	$3.06	$2.44	$1.90	$1.66	$1.30
Number of accumulation units outstanding at end of period (000 omitted)	7	7	13	13	30	73	89	94	97	12

Oppenheimer Capital Appreciation Fund/VA, Service Shares (01/29/2003)
Accumulation unit value at beginning of period	$1.30	$1.34	$1.25	$0.89	$1.66	$1.49	$1.41	$1.37	$1.31	$1.00
Accumulation unit value at end of period	$1.45	$1.30	$1.34	$1.25	$0.89	$1.66	$1.49	$1.41	$1.37	$1.31
Number of accumulation units outstanding at end of period (000 omitted)	206	232	257	266	283	299	314	284	126	59

Oppenheimer Global Fund/VA, Service Shares (01/29/2003)
Accumulation unit value at beginning of period	$1.87	$2.08	$1.83	$1.34	$2.28	$2.19	$1.90	$1.70	$1.46	$1.00
Accumulation unit value at end of period	$2.22	$1.87	$2.08	$1.83	$1.34	$2.28	$2.19	$1.90	$1.70	$1.46
Number of accumulation units outstanding at end of period (000 omitted)	2	9	33	38	38	41	42	15	12	4

Oppenheimer Global Strategic Income Fund/VA, Service Shares (01/29/2003)
Accumulation unit value at beginning of period	$1.41	$1.42	$1.26	$1.09	$1.30	$1.20	$1.14	$1.14	$1.07	$1.00
Accumulation unit value at end of period	$1.56	$1.41	$1.42	$1.26	$1.09	$1.30	$1.20	$1.14	$1.14	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	487	681	912	3,444	3,043	3,205	2,256	1,716	851	141

Oppenheimer Main Street Small Cap Fund®/VA, Service Shares (01/29/2003)
Accumulation unit value at beginning of period	$1.87	$1.95	$1.61	$1.20	$1.97	$2.04	$1.81	$1.68	$1.44	$1.00
Accumulation unit value at end of period	$2.16	$1.87	$1.95	$1.61	$1.20	$1.97	$2.04	$1.81	$1.68	$1.44
Number of accumulation units outstanding at end of period (000 omitted)	26	21	22	32	35	40	30	40	33	29

Putnam VT Growth and Income Fund – Class IB Shares (01/29/2003)
Accumulation unit value at beginning of period	$1.23	$1.31	$1.17	$0.92	$1.52	$1.65	$1.45	$1.40	$1.29	$1.00
Accumulation unit value at end of period	$1.43	$1.23	$1.31	$1.17	$0.92	$1.52	$1.65	$1.45	$1.40	$1.29
Number of accumulation units outstanding at end of period (000 omitted)	1	2	2	2	2	7	7	2	2	—

Putnam VT International Equity Fund – Class IB Shares (01/29/2003)
Accumulation unit value at beginning of period	$1.33	$1.64	$1.52	$1.24	$2.25	$2.12	$1.69	$1.53	$1.34	$1.00
Accumulation unit value at end of period	$1.60	$1.33	$1.64	$1.52	$1.24	$2.25	$2.12	$1.69	$1.53	$1.34
Number of accumulation units outstanding at end of period (000 omitted)	18	20	29	33	44	47	53	51	54	41

Putnam VT Multi-Cap Growth Fund – Class IB Shares (09/24/2010)
Accumulation unit value at beginning of period	$1.05	$1.13	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.20	$1.05	$1.13	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	2	2	2	—	—	—	—	—	—	—

Putnam VT Research Fund – Class IB Shares (01/29/2003)
Accumulation unit value at beginning of period	$1.29	$1.34	$1.17	$0.90	$1.48	$1.50	$1.38	$1.33	$1.26	$1.00
Accumulation unit value at end of period	$1.49	$1.29	$1.34	$1.17	$0.90	$1.48	$1.50	$1.38	$1.33	$1.26
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—

Variable Portfolio – Partners Small Cap Value Fund (Class 3) (01/29/2003)
Accumulation unit value at beginning of period	$1.94	$2.07	$1.69	$1.26	$1.88	$2.02	$1.71	$1.64	$1.40	$1.00
Accumulation unit value at end of period	$2.16	$1.94	$2.07	$1.69	$1.26	$1.88	$2.02	$1.71	$1.64	$1.40
Number of accumulation units outstanding at end of period (000 omitted)	220	330	415	510	605	687	648	720	337	3

RIVERSOURCE INNOVATIONS VARIABLE ANNUITY — PROSPECTUS 69

Table of Contents of the Statement of Additional Information

Calculating Annuity Payouts	p. 3

Rating Agencies	p. 4

Revenues Received During Calendar Year 2012	p. 4

Principal Underwriter	p. 5

Independent Registered Public Accounting Firms	p. 5

Condensed Financial Information (Unaudited)	p. 6

Financial Statements

 70  RIVERSOURCE INNOVATIONS VARIABLE ANNUITY — PROSPECTUS

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RIVERSOURCE INNOVATIONS VARIABLE ANNUITY — PROSPECTUS 71

RiverSource Life Insurance Company
829 Ameriprise Financial Center
Minneapolis, MN 55474
1-800-333-3437

RiverSource Distributors, Inc. (Distributor), Member FINRA.
Insurance and annuity products are issued by RiverSource Life Insurance Company.

©2008-2013 RiverSource Life Insurance Company. All rights reserved.
45273 V (4/13)

Prospectus

April 29, 2013

Evergreen

Essential Variable Annuity

INDIVIDUAL FLEXIBLE PREMIUM DEFERRED COMBINATION FIXED/VARIABLE ANNUITY

Issued by:	RiverSource Life Insurance Company (RiverSource Life)

829 Ameriprise Financial Center
Minneapolis, MN 55474
Telephone: 1-800-333-3437
(Corporate Office)
RiverSource Variable Annuity Account/RiverSource MVA Account

New contracts are not currently being offered.

This prospectus contains information that you should know before investing. Prospectuses are also available for:

Columbia Funds Variable Series Trust II
Fidelity® Variable Insurance Products – Service Class 2
Franklin® Templeton® Variable Insurance Products
  Trust (FTVIPT) – Class 2
Invesco Variable Insurance Funds
Oppenheimer Variable Account Funds – Service Shares
Putnam Variable Trust – Class IB Shares
Wells Fargo Variable Trust Funds

Please read the prospectuses carefully and keep them for future reference.

This contract provides for purchase payment credits to eligible contract owners, which we may reverse under certain circumstances. (See “Buying Your Contract — Purchase Payment Credits”).(1) Expense charges for contracts with purchase payment credits may be higher than expenses for contracts without such credits. The amount of the credit may be more than offset by any additional fees and charges associated with the credit.

(1)	For applications signed on or after Nov. 6, 2003 and if your state has approved this restriction, purchase payment credits are not available for contracts with a five-year withdrawal charge schedule.

The Securities and Exchange Commission (SEC) has not approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

An investment in this contract is not a deposit of a bank or financial institution and is not insured or guaranteed by the Federal Deposit Insurance Corporation (FDIC) or any other government agency. An investment in this contract involves investment risk including the possible loss of principal.

A Statement of Additional Information (SAI), dated the same date as this prospectus, is incorporated by reference into this prospectus. It is filed with the SEC and is available without charge by contacting RiverSource Life at the telephone number and address listed above. The table of contents of the SAI is on the last page of this prospectus. The SEC maintains an Internet site. This prospectus, the SAI and other information about the product are available on the EDGAR Database on the SEC’s Internet site at (http://www.sec.gov).

Variable annuities are insurance products that are complex investment vehicles. Before you invest, be sure to ask your investment professional about the variable annuity’s features, benefits, risks and fees, and whether the variable annuity is appropriate for you, based upon your financial situation and objectives.

The contract and/or certain optional benefits described in this prospectus may not be available in all jurisdictions. This prospectus constitutes an offering or solicitation only in those jurisdictions where such offering or solicitation may lawfully be made. State variations are covered in a special contract form used in that state. This prospectus provides a general description of the contract. Your actual contract and any riders or endorsements are the controlling documents.

RiverSource Life has not authorized any person to give any information or to make any representations regarding the contract other than those contained in this prospectus or the fund prospectuses. Do not rely on any such information or representations.

RiverSource Life offers several different annuities which your investment professional may or may not be authorized to offer to you. Each annuity has different features and benefits that may be appropriate for you based on your financial situation and needs, your age and how you intend to use the annuity. The different features and benefits may include the investment and fund manager options, variations in interest rate amount and guarantees, credits, withdrawal charge schedules and access to annuity account values. The fees and charges may also be different between each annuity.

EVERGREEN ESSENTIAL VARIABLE ANNUITY — PROSPECTUS 1

 2  EVERGREEN ESSENTIAL VARIABLE ANNUITY — PROSPECTUS

Key Terms

These terms can help you understand details about your contract.

Accumulation unit: A measure of the value of each subaccount before annuity payouts begin.

Annuitant: The person or persons on whose life or life expectancy the annuity payouts are based.

Annuity payouts: An amount paid at regular intervals under one of several plans.

Assumed investment rate: The rate of return we assume your investments will earn when we calculate your initial annuity payout amount using the annuity table in your contract. The standard assumed investment rate we use is 5% but you may request we substitute an assumed investment rate of 3.5%.

Beneficiary: The person you designate to receive benefits in case of the owner’s or annuitant’s death while the contract is in force.

Close of business: The time the New York Stock Exchange (NYSE) closes (4 p.m. Eastern time unless the NYSE closes earlier).

Code: The Internal Revenue Code of 1986, as amended.

Contract: A deferred annuity contract that permits you to accumulate money for retirement by making one or more purchase payments. It provides for lifetime or other forms of payouts beginning at a specified time in the future.

Contract value: The total value of your contract before we deduct any applicable charges.

Contract year: A period of 12 months, starting on the effective date of your contract and on each anniversary of the effective date.

Funds: Investment options under your contract. You may allocate your purchase payments into subaccounts investing in shares of the funds.

Good order: We cannot process your transaction request relating to the contract until we have received the request in good order at our corporate office. “Good order” means the actual receipt of the requested transaction in writing, along with all information, forms and supporting legal documentation necessary to effect the transaction. To be in “good order,” your instructions must be sufficiently clear so that we do not need to exercise any discretion to follow such instructions. This information and documentation generally includes your completed request; the contract number; the transaction amount (in dollars); the names of and allocations to and/or from the subaccounts and the fixed account affected by the requested transaction; the signatures of all contract owners, exactly as registered on the contract, if necessary; Social Security Number or Taxpayer Identification Number; and any other information, forms or supporting documentation that we may require. With respect to purchase requests, “good order” also generally includes receipt of sufficient payment by us to effect the purchase. We may, in our sole discretion, determine whether any particular transaction request is in good order, and we reserve the right to change or waive any good order requirements at any time.

Guarantee Period: The number of successive 12-month periods that a guaranteed interest rate is credited.

Guarantee Period Accounts (GPAs): A nonunitized separate account to which you may allocate purchase payments and purchase payment credits or transfer contract value of at least $1,000. These accounts have guaranteed interest rates for guarantee periods we declare when you allocate purchase payments and purchase payment credits or transfer contract value to a GPA. These guaranteed rates and periods of time may vary by state. Unless an exception applies, transfers or withdrawals from a GPA done more than 30 days before the end of the guarantee period will receive a market value adjustment, which may result in a gain or loss of principal.

Market Value Adjustment (MVA): A positive or negative adjustment assessed if any portion of a Guarantee Period Account is withdrawn or transferred more than 30 days before the end of its guarantee period.

One-year fixed account: An account to which you may make allocations. Amounts you allocate to this account earn interest at rates that we declare periodically.

Owner (you, your): The person or persons identified in the contract as owner(s) of the contract, who has or have the right to control the contract (to decide on investment allocations, transfers, payout options, etc.). Usually, but not always, the owner is also the annuitant. During the owner’s life, the owner is responsible for taxes, regardless of whether he or she receives the contract’s benefits. When the contract is owned by a revocable trust, the annuitant selected should be the grantor of the trust to assure compliance with Section 72(s) of the Code.

Purchase payment credits: An addition we make to your contract value. We base the amount of the credit on net payments (total payments less total withdrawals). We apply the credit to your contract based on your current payment.

EVERGREEN ESSENTIAL VARIABLE ANNUITY — PROSPECTUS 3

Qualified annuity: A contract that you purchase to fund one of the following tax-deferred retirement plans that is subject to applicable federal law and any rules of the plan itself:

•	Individual Retirement Annuities (IRAs) including inherited IRAs under Section 408(b) of the Code

•	Roth IRAs including inherited Roth IRAs under Section 408A of the Code

•	SIMPLE IRAs under Section 408(p) of the Code

•	Simplified Employee Pension (SEP) plans under Section 408(k) of the Code

•	Tax-Sheltered Annuity (TSA) rollovers under Section 403(b) of the Code

A qualified annuity will not provide any necessary or additional tax deferral if it is used to fund a retirement plan that is already tax-deferred.

All other contracts are considered nonqualified annuities.

Retirement date: The date when annuity payouts are scheduled to begin.

Rider effective date: The date a rider becomes effective as stated in the rider.

RiverSource Life: In this prospectus, “we,” “us,” “our” and “RiverSource Life” refer to RiverSource Life Insurance Company.

Valuation date: Any normal business day, Monday through Friday, on which the NYSE is open, up to the close of business. At the close of business, the next valuation date begins. We calculate the accumulation unit value of each subaccount on each valuation date. If we receive your purchase payment or any transaction request (such as a transfer or withdrawal request) in good order at our corporate office before the close of business, we will process your payment or transaction using the accumulation unit value we calculate on the valuation date we received your payment or transaction request. On the other hand, if we receive your purchase payment or transaction request in good order at our corporate office at or after the close of business, we will process your payment or transaction using the accumulation unit value we calculate on the next valuation date. If you make a transaction request by telephone (including by fax), you must have completed your transaction by the close of business in order for us to process it using the accumulation unit value we calculate on that valuation date. If you were not able to complete your transaction before the close of business for any reason, including telephone service interruptions or delays due to high call volume, we will process your transaction using the accumulation unit value we calculate on the next valuation date.

Variable account: Consists of separate subaccounts to which you may allocate purchase payments; each invests in shares of one fund. The value of your investment in each subaccount changes with the performance of the particular fund.

Withdrawal value: The amount you are entitled to receive if you make a full withdrawal from your contract. It is the contract value minus any applicable charges.

 4  EVERGREEN ESSENTIAL VARIABLE ANNUITY — PROSPECTUS

The Contract in Brief

Purpose: This contract allows you to accumulate money for retirement or similar long term goal. You do this by making one or more purchase payments. You may allocate your purchase payments to the GPAs, one-year fixed account, and/or subaccounts of the variable account under the contract; however you risk losing amounts you invest in the subaccounts of the variable account. These accounts, in turn, may earn returns that increase the value of a contract. If the contract value goes to zero due to underlying fund’s performance or deduction of fees, the contract will no longer be in force and the contract (including any death benefit riders) will terminate. Beginning at a specified time in the future called the retirement date, these contracts provide lifetime or other forms of payouts your contract value (less any applicable premium tax).

It may have not been advantageous for you to purchase this contract in exchange for, or in addition to, an existing annuity or life insurance policy. Generally, you can exchange one annuity for another or for a long-term care policy in a “tax-free” exchange under Section 1035 of the Code. You can also do a partial exchange from one annuity contract to another annuity contract, subject to Internal Revenue Service (“IRS”) rules. You also generally can exchange a life insurance policy for an annuity. However, before making an exchange, you should compare both contracts carefully because the features and benefits may be different. Fees and charges may be higher or lower on your old contract than on this contract. You may have to pay a withdrawal charge when you exchange out of your old contract and a new withdrawal charge period will begin when you exchange into this contract. If the exchange does not qualify for Section 1035 treatment, you also may have to pay federal income tax on the distribution. State income taxes may also apply. You should not exchange your old contract for this contract, or buy this contract in addition to your old contract, unless you determine it is in your best interest. (See “Taxes-1035 Exchanges”.)

Tax-deferred retirement plans: Most annuities have a tax-deferred feature. So do many retirement plans under the Code. As a result, when you use a qualified annuity to fund a retirement plan that is tax-deferred, your contract will not provide any necessary or additional tax deferral for that retirement plan. A qualified annuity has features other than tax deferral that may help you reach your retirement goals. In addition, the Code subjects retirement plans to required withdrawals triggered at a certain age. These mandatory withdrawals are called required minimum distributions (“RMDs”). RMDs may reduce the value of certain death benefits and optional riders (see “Taxes — Qualified Annuities — Required Minimum Distributions”). You should consult your tax advisor before you purchase the contract as a qualified annuity for an explanation of the tax implications to you.

Accounts: Generally, you may allocate your purchase payments among the:

•	subaccounts, each of which invests in a fund with a particular investment objective. The value of each subaccount varies with the performance of the particular fund in which it invests. We cannot guarantee that the value at the retirement date will equal or exceed the total purchase payments you allocate to the subaccounts. (See “The Variable Account and the Funds”).

•	GPAs which earn interest at rates declared when you make an allocation to that account. The required minimum investment in each GPA is $1,000. These accounts may not be available in all states. (See “The Guarantee Period Accounts (GPAs)”)

•	one-year fixed account, which earns interest at rates that we adjust periodically. There are restrictions on the amount you can allocate to this account as well as on transfers from this account. (See “The One-Year Fixed Account”)

Buying your contract: We no longer offer new contracts. However, you have the option of making additional purchase payments in the future, subject to certain restrictions. Purchase payment amounts and purchase payment timing may vary by state and be limited under the terms of your contract. (See “Buying Your Contract”)

Transfers: Subject to certain restrictions, you currently may redistribute your contract value among the accounts without charge at any time until annuity payouts begin, and once per contract year among the subaccounts after annuity payouts begin. Transfers out of the GPAs done more than 30 days before the end of the guarantee period will be subject to a MVA, unless an exception applies. You may establish automated transfers among the accounts. We reserve the right to further limit transfers to the GPAs and the one-year fixed account if the interest rate we are then crediting to the GPAs or one-year fixed account is equal to the minimum interest rate stated in the contract. (See “Making the Most of Your Contract — Transferring Among Accounts”)

Withdrawals: You may withdraw all or part of your contract value at any time before the retirement date. You also may establish automated partial withdrawals. Withdrawals may be subject to charges and tax penalties (including a 10% IRS penalty that may apply if you make withdrawals prior to your reaching age 59 1/2) and may have other tax consequences. Certain other restrictions may apply. (See “Withdrawals”)

Optional benefits: This contract offers optional features that are available for additional charges if you meet certain criteria. (See “Optional Benefits”)

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Benefits in case of death: If you or the annuitant die before annuity payouts begin, we will pay the beneficiary an amount at least equal to the contract value. (see “Benefits in Case of Death”)

Annuity payouts: You can apply your contract value, after reflecting any adjustments, to an annuity payout plan that begins on the retirement date. You may choose from a variety of plans to make sure that payouts continue as long as you like. The payout schedule must meet IRS requirements. We can make payouts on a fixed or variable basis, or both. During the annuity payout period, your choices for subaccounts may be limited. The GPAs are not available during the payout period. (See “The Annuity Payout Period”).

Taxes: Generally, income earned on your contract value grows tax-deferred until you make withdrawals or begin to receive payouts. (Under certain circumstances, IRS penalty taxes may apply.) The tax treatment of qualified and non-qualified annuities differs. Even if you direct payouts to someone else, you will be taxed on the income if you are the owner. (See “Taxes”).

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Expense Summary

The following tables describe the fees and expenses that you will pay when buying, owning and making a withdrawal from the contract. The first table describes the fees and expenses that you paid at the time that you bought the contract and will pay when you make a withdrawal from the contract. State premium taxes also may be deducted.

CONTRACT OWNER TRANSACTION EXPENSES

Withdrawal charge

(Contingent deferred sales charge as a percentage of purchase payments withdrawn)

You select either a seven-year or five-year withdrawal charge schedule at the time of application.

Seven-year schedule		Five-year schedule
Years from purchase	Withdrawal charge	Years from purchase	Withdrawal charge
payment receipt	percentage	payment receipt	percentage

1	8%	1	8%

2	8	2	7

3	7	3	6

4	7	4	4

5	6	5	2

6	5	Thereafter	0

7	3

Thereafter	0

Withdrawal charge under Annuity Payout Plan E — Payouts for a specified period: If you are receiving variable annuity payments under this annuity payout plan, you can choose to take a withdrawal. The amount that you can withdraw is the present value of any remaining variable payouts. The discount rate we use in the calculation will be 5.17% for the assumed investment return of 3.5% and 6.67% for the assumed investment return of 5.0%. The withdrawal charge equals the present value of the remaining payouts using the assumed investment return minus the present value of the remaining payouts using the discount rate. (See “Charges — Withdrawal Charge” and “The Annuity Payout Period — Annuity Payout Plans.”)

	Assumed investment rate
Seven-year schedule	3.50%	5.00%

Qualified discount rate	4.86%	6.36%

Nonqualified discount rate	5.11%	6.61%

	Assumed investment rate
Five-year schedule	3.50%	5.00%

Qualified discount rate	5.16%	6.66%

Nonqualified discount rate	5.41%	6.91%

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The next two tables describe the fees and expenses that you will pay periodically during the time that you own the contract, not including fund fees and expenses.

ANNUAL VARIABLE ACCOUNT EXPENSES
(As a percentage of average daily subaccount value.)

You can choose a death benefit guarantee, a qualified or nonqualified contract and the length of your contract’s withdrawal charge schedule. The combination you choose determines the mortality and expense risk fees you pay. The table below shows the combinations available to you and their cost.

	Mortality and	Variable account	Total variable
Seven-year withdrawal charge schedule	expense risk fee	administrative charge	account expense

Qualified annuities

ROP death benefit	0.85%	0.15%	1.00%

MAV death benefit(1),(2)	1.05	0.15	1.20

EDB(1)	1.15	0.15	1.30

Nonqualified annuities

ROP death benefit	1.10	0.15	1.25

MAV death benefit(1),(2)	1.30	0.15	1.45

EDB(1)	1.40	0.15	1.55

Five-year withdrawal charge schedule
Qualified annuities

ROP death benefit	1.15	0.15	1.30

MAV death benefit(1),(2)	1.35	0.15	1.50

EDB(1)	1.45	0.15	1.60

Nonqualified annuities

ROP Payment death benefit	1.40	0.15	1.55

MAV death benefit(1),(2)	1.60	0.15	1.75

EDB(1)	1.70	0.15	1.85

(1)	Available if both you and the annuitant are 79 or younger at contract issue. If you select a GMIB rider, you must elect either the MAV death benefit or the EDB. EDB is not available with Benefit Protector or Benefit Protector Plus. May not be available in all states.
(2)	For contracts with applications signed before Nov. 6, 2003, or if your state has not approved this fee, the MAV death benefit fee is .10% less.

OTHER ANNUAL EXPENSES

Annual contract administrative charge	$40

(We will waive this charge when your contract value is $50,000 or more on the current contract anniversary.)

GMIB – MAV	0.55%(1),(2)

GMIB – 6% Rising Floor	0.75%(1),(2)

(As a percentage of the adjusted contract value charged annually on the contract anniversary.)

PCR fee	0.15%	(1)

(As a percentage of the contract value charged annually on the contract anniversary.)

Benefit Protector fee	0.25%	(1)

(As a percentage of the contract value charged annually on the contract anniversary.)

Benefit Protector Plus fee	0.40%	(1)

(As a percentage of the contract value charged annually on the contract anniversary.)

(1)	This fee applies only if you elect this optional feature.
(2)	For applications signed prior to May 1, 2003, the following current annual rider changes apply: GMIB – MAV — 0.30% and GMIB — 6% Rising Floor — 0.45%.

 8  EVERGREEN ESSENTIAL VARIABLE ANNUITY — PROSPECTUS

ANNUAL OPERATING EXPENSES OF THE FUNDS
The next two tables describe the operating expenses of the funds that you may pay periodically during the time that you own the contract. These operating expenses are for the fiscal year ended Dec. 31, 2012, unless otherwise noted. The first table shows the minimum and maximum total operating expenses charged by the funds. The second table shows the total operating expenses charged by each fund. More detail concerning each fund’s fees and expenses is contained in the prospectus for each fund.

Minimum and maximum total annual operating expenses for the funds

(Including management fee, distribution and/or service (12b-1) fees and other expenses)(1)

	Minimum	Maximum

Total expenses before fee waivers and/or expense reimbursements	0.60%	1.35%

(1)	Each fund deducts management fees and other expenses from fund assets. Fund assets include amounts you allocate to a particular fund. Funds may also charge 12b-1 fees that are used to finance any activity that is primarily intended to result in the sale of fund shares. Because 12b-1 fees are paid out of fund assets on an ongoing basis, you may pay more if you select subaccounts investing in funds that have adopted 12b-1 plans than if you select subaccounts investing in funds that have not adopted 12b-1 plans. The fund or the fund’s affiliates may pay us or our affiliates for promoting and supporting the offer, sale and servicing of fund shares. In addition, the fund’s distributor and/or investment adviser, transfer agent or their affiliates may pay us or our affiliates for various services we or our affiliates provide. The amount of these payments will vary by fund and may be significant. See “The Variable Account and the Funds” for additional information, including potential conflicts of interest these payments may create. For a more complete description of each fund’s fees and expenses and important disclosure regarding payments the fund and/or its affiliates make, please review the fund’s prospectus and SAI.

Total annual operating expenses for each fund*

(Before fee waivers and/or expense reimbursements, if applicable, as a percentage of average daily net assets)

				Acquired fund	Gross total
	Management	12b-1	Other	fees and	annual
Fund name**	fees	fees	expenses	expenses***	expenses

Columbia Variable Portfolio – Cash Management Fund (Class 3)	0.33%	0.13%	0.14%	—%	0.60	%(1)

Columbia Variable Portfolio – Diversified Bond Fund (Class 3)	0.41	0.13	0.13	—	0.67

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3)**	0.57	0.13	0.12	—	0.82

Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3)**	0.66	0.13	0.14	0.01	0.94

Fidelity® VIP Mid Cap Portfolio Service Class 2	0.56	0.25	0.09	—	0.90

FTVIPT Mutual Shares Securities Fund – Class 2	0.60	0.25	0.11	—	0.96

Invesco V.I. Value Opportunities Fund, Series II Shares**	0.70	0.25	0.32	—	1.27

Oppenheimer Main Street Small Cap Fund®/VA, Service Shares**	0.69	0.25	0.14	—	1.08	(2)

Putnam VT International Equity Fund – Class IB Shares	0.71	0.25	0.18	—	1.14

Variable Portfolio – Partners Small Cap Value Fund (Class 3)	0.91	0.13	0.15	0.01	1.20	(1)

Wells Fargo Advantage VT International Equity Fund – Class 2	0.75	0.25	0.23	0.01	1.24	(3)

Wells Fargo Advantage VT Omega Growth Fund – Class 2	0.55	0.25	0.25	—	1.05	(3)

Wells Fargo Advantage VT Opportunity Fund – Class 2	0.65	0.25	0.20	0.01	1.11	(3)

Wells Fargo Advantage VT Small Cap Growth Fund – Class 2	0.75	0.25	0.19	0.01	1.20

Wells Fargo Advantage VT Small Cap Value Fund – Class 2	0.75	0.25	0.34	0.01	1.35	(3)

Wells Fargo Advantage VT Total Return Bond Fund – Class 2	0.40	0.25	0.29	0.01	0.95	(3)

*	The Funds provided the information on their expenses and we have not independently verified the information.

**	The previous fund names can be found in “The Variable Account and the Funds” section of the prospectus.

***	Includes fees and expenses incurred indirectly by the Fund as a result of its investment in other investment companies (also referred to as acquired funds).

(1)	Columbia Management Investment Advisers, LLC and certain of its affiliates have contractually agreed to waive and/or to reimburse expenses (excluding certain fees and expenses, such as transaction costs and certain other investment related expenses, interest, taxes, acquired fund fees and expenses, and extraordinary expenses) until April 30, 2014, unless sooner terminated at the sole discretion of the Fund’s Board of Trustees. Under this agreement, the Fund’s net operating expenses, subject to applicable exclusions, will not exceed the annual rate of 0.575% for Columbia Variable Portfolio – Cash Management Fund (Class 3) and 1.005% for Variable Portfolio – Partners Small Cap Value Fund (Class 3).

(2)	The Manager has voluntarily agreed to limit the Fund’s expenses after payments, waivers and/or reimbursements and reduction to custodian expenses, excluding expenses incurred directly or indirectly by the Fund as a result of investments in other investment companies, wholly-owned subsidiaries and pooled investment vehicles; so that those expenses, as percentages of daily net assets, will not exceed the annual rate of 1.05%.

(3)	The Adviser has committed through April 30, 2014 to waive fees and/or reimburse expenses to the extent necessary to cap the Fund’s total annual fund operating expenses after fee waiver at 0.94% for Wells Fargo Advantage VT International Equity Fund – Class 2, 1.00% for Wells Fargo Advantage VT Omega Growth Fund – Class 2, 1.00% for Wells Fargo Advantage VT Opportunity Fund – Class 2, 1.14% for Wells Fargo Advantage VT Small Cap Value Fund – Class 2 and 0.90% for Wells Fargo Advantage VT Total Return Bond Fund – Class 2. Brokerage commissions, stamp duty fees, interest, taxes, acquired fund fees and expenses and extraordinary expenses are excluded from the cap. After this time, the cap may be increased or the commitment to maintain the cap may be terminated only with the approval of the Board of Trustees.

EVERGREEN ESSENTIAL VARIABLE ANNUITY — PROSPECTUS 9

Examples
These examples are intended to help you compare the cost of investing in these contracts with the cost of investing in other variable annuity contracts. These costs include your transaction expenses, contract administrative charges(1), variable account annual expenses and fund fees and expenses.

These examples assume that you invest $10,000 in the contract for the time periods indicated. These examples also assume that your investment has a 5% return each year.

Maximum Expenses. These examples assume the most expensive combination of contract features and benefits and the maximum fees and expenses of any of the funds before fee waivers and/or expense reimbursements. They assume that you select the MAV death benefit, GMIB – 6% Rising Floor and Benefit Protector Plus. Although your actual costs may be lower, based on these assumptions your costs would be:

					If you do not withdraw your contract
	If you withdraw your contract				or if you select an annuity payout plan
	at the end of the applicable time period:				at the end of the applicable time period:
Nonqualified Annuity	1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years

Seven-year withdrawal charge schedule	$1,244	$2,040	$2,845	$4,548	$444	$1,340	$2,245	$4,548

Five-year withdrawal charge schedule	1,275	2,028	2,585	4,799	475	1,428	2,385	4,799

Qualified Annuity	1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years

Seven-year withdrawal charge schedule	$1,219	$1,967	$2,727	$4,334	$419	$1,267	$2,127	$4,334

Five-year withdrawal charge schedule	1,250	1,955	2,468	4,590	450	1,355	2,268	4,590

Minimum Expenses. These examples assume the least expensive combination of contract features and benefits and the minimum fees and expenses of any of the funds before fee waivers and/or expense reimbursements. They assume that you select the ROP Death Benefit and do not select any optional benefits. Although your actual costs may be higher, based on these assumptions your costs would be:

					If you do not withdraw your contract
	If you withdraw your contract				or if you select an annuity payout plan
	at the end of the applicable time period:				at the end of the applicable time period:
Nonqualified Annuity	1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years

Seven-year withdrawal charge schedule	$1,030	$1,404	$1,801	$2,547	$230	$704	$1,201	$2,547

Five-year withdrawal charge schedule	1,060	1,397	1,556	2,860	260	797	1,356	2,860

Qualified Annuity	1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years

Seven-year withdrawal charge schedule	$1,004	$1,327	$1,670	$2,279	$204	$627	$1,070	$2,279

Five-year withdrawal charge schedule	1,035	1,320	1,427	2,600	235	720	1,227	2,600

(1)	In these examples, the contract administrative charge is $40.

THE EXAMPLES ARE ILLUSTRATIVE ONLY. YOU SHOULD NOT CONSIDER THESE EXAMPLES AS A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES WILL BE HIGHER OR LOWER THAN THOSE SHOWN DEPENDING UPON WHICH OPTIONAL BENEFIT YOU ELECT OTHER THAN INDICATED IN THE EXAMPLES OR IF YOU ALLOCATE CONTRACT VALUE TO ANY OTHER AVAILABLE SUBACCOUNTS.

 10  EVERGREEN ESSENTIAL VARIABLE ANNUITY — PROSPECTUS

Condensed Financial Information

You can find unaudited condensed financial information for the subaccounts representing the lowest and highest total annual variable account expense combinations in Appendix B.

Financial Statements

You can find our audited financial statements and the audited financial statements of the divisions, which are comprised of subaccounts, in the SAI. The SAI does not include audited financial statements for divisions that are new (if any) and have no activity as of the financial statements date.

The Variable Account and the Funds

Variable Account. The variable account was established under Indiana law on July 15, 1987, and the subaccounts are registered together as a single unit investment trust under the Investment Company Act of 1940 (the 1940 Act). This registration does not involve any supervision of our management or investment practices and policies by the SEC. All obligations arising under the contracts are general obligations of RiverSource Life.

The variable account meets the definition of a separate account under federal securities laws. We credit or charge income, capital gains and capital losses of each subaccount only to that subaccount. State insurance law prohibits us from charging a subaccount with liabilities of any other subaccount or of our general business. The variable account includes other subaccounts that are available under contracts that are not described in this prospectus.

Although the IRS has issued some guidance on investor control, the U.S. Treasury and the IRS may continue to examine this aspect of variable contracts and provide additional guidance on investor control. At this time, we do not know what the additional guidance will be or when action will be taken. We reserve the right to modify the contract, as necessary, so that the owner will not be subject to current taxation as the owner of the subaccount assets.

We intend to comply with all federal tax laws so that the contract continues to qualify as an annuity for federal income tax purposes. We reserve the right to modify the contract as necessary to comply with any new tax laws.

The Funds. This contract currently offers subaccounts investing in shares of the funds listed in the table below.

•	Investment objectives: The investment managers and advisers cannot guarantee that the funds will meet their investment objectives. Please read the funds’ prospectuses for facts you should know before investing. These prospectuses are available by contacting us at the address or telephone number on the first page of this prospectus.

•	Fund name and management: A fund underlying your contract in which a subaccount invests may have a name, portfolio manager, objectives, strategies and characteristics that are the same or substantially similar to those of a publicly-traded retail mutual fund. Despite these similarities, an underlying fund is not the same as any publicly-traded retail mutual fund. Each underlying fund will have its own unique portfolio holdings, fees, operating expenses and operating results. The results of each underlying fund may differ significantly from any publicly-traded retail mutual fund.

•	Eligible purchasers: All funds are available to serve as the underlying investments for variable annuities and variable life insurance policies. The funds are not available to the public (see “Fund Name and Management” above). Some funds also are available to serve as investment options for tax-deferred retirement plans. It is possible that in the future for tax, regulatory or other reasons, it may be disadvantageous for variable annuity accounts and variable life insurance accounts and/or tax-deferred retirement plans to invest in the available funds simultaneously. Although we and the funds’ providers do not currently foresee any such disadvantages, the boards of directors or trustees of each fund will monitor events in order to identify any material conflicts between annuity owners, policy owners and tax-deferred retirement plans and to determine what action, if any, should be taken in response to a conflict. If a board were to conclude that it should establish separate fund providers for the variable annuity, variable life insurance and tax-deferred retirement plan accounts, you would not bear any expenses associated with establishing separate funds. Please refer to the funds’ prospectuses for risk disclosure regarding simultaneous investments by variable annuity, variable life insurance and tax-deferred retirement plan accounts. Each fund intends to comply with the diversification requirements under Section 817(h) of the Code.

•	Private label: This contract is a “private label” variable annuity. This means the contract includes funds affiliated with the distributor of this contract. Purchase payments and contract values you allocate to subaccounts investing in any of the Wells Fargo Variable Trust Funds available under this contract are generally more profitable for the distributor and its affiliates than allocations you make to other subaccounts. In contrast, purchase payments and contract values you allocate to subaccounts investing in any of the affiliated funds are generally more profitable for us and our affiliates (see “Revenue we receive from the funds may create conflicts of interest”). These relationships may influence recommendations your

EVERGREEN ESSENTIAL VARIABLE ANNUITY — PROSPECTUS 11

investment professional makes regarding whether you should invest in the contract, and whether you should allocate purchase payments or contract values to a particular subaccount.

•	Asset allocation programs may impact fund performance: Asset allocation programs in general may negatively impact the performance of an underlying fund. Even if you do not participate in an asset allocation program, a fund in which your subaccount invests may be impacted if it is included in an asset allocation program. Rebalancing or reallocation under the terms of the asset allocation program may cause a fund to lose money if it must sell large amounts of securities to meet a redemption request. These losses can be greater if the fund holds securities that are not as liquid as others, for example, various types of bonds, shares of smaller companies and securities of foreign issuers. A fund may also experience higher expenses because it must sell or buy securities more frequently than it otherwise might in the absence of asset allocation program rebalancing or reallocations. Because asset allocation programs include periodic rebalancing and may also include reallocation, these effects may occur under any asset allocation program we offer or under asset allocation programs used in conjunction with the contracts and plans of other eligible purchasers of the funds.

•	Funds available under the contract: We seek to provide a broad array of underlying funds taking into account the fees and charges imposed by each fund and the contract charges we impose. We select the underlying funds in which the subaccounts initially invest and when there is substitution (see “Substitution of Investments”). We also make all decisions regarding which funds to retain in a contract, which funds to add to a contract and which funds will no longer be offered in a contract. In making these decisions, we may consider various objective and subjective factors. Objective factors include, but are not limited to fund performance, fund expenses, classes of fund shares available, size of the fund and investment objectives and investing style of the fund. Subjective factors include, but are not limited to, investment sub-styles and process, management skill and history at other funds and portfolio concentration and sector weightings. We also consider the levels and types of revenue including, but not limited to, expense payments and non-cash compensation a fund, its distributor, investment adviser, subadviser, transfer agent or their affiliates pay us and our affiliates. This revenue includes, but is not limited to compensation for administrative services provided with respect to the fund and support of marketing and distribution expenses incurred with respect to the fund.

•	Revenue we receive from the funds may create potential conflicts of interest: We or our affiliates receive from each of the funds, or the funds’ affiliates, varying levels and types of revenue, including but not limited to expense payments and non-cash compensation. The amount of this revenue and how it is computed varies by fund, may be significant and may create potential conflicts of interest. The greatest amount and percentage of revenue we and our affiliates receive comes from assets allocated to subaccounts investing in the funds that are managed by our affiliates Columbia Management Investment Advisers, LLC (Columbia Management Investment Advisers) or Columbia Wanger Asset Management, LLC (Columbia Wanger Asset Management) (affiliated funds). Employee compensation and operating goals at all levels are tied to the success of Ameriprise Financial, Inc. and its affiliates, including us. Certain employees may receive higher compensation and other benefits based, in part, on contract values that are invested in the affiliated funds. We or our affiliates receive revenue which ranges up to 0.69% of the average daily net assets invested in the underlying funds through this and other contracts we and our affiliate issue. We or our affiliates may also receive revenue which ranges up to 0.04% of aggregate, net or anticipated sales of underlying funds through this and other contracts we and our affiliate issue. Please see the SAI for a table that ranks the underlying funds according to total dollar amounts they and their affiliates paid us or our affiliates in the prior calendar year.

Expense payments, non-cash compensation and other forms of revenue may influence recommendations your investment professional makes regarding whether you should invest in the contract and whether you should allocate purchase payments or contract value to a subaccount that invests in a particular fund (see “About the Service Providers”).

The revenue we or our affiliates receive from a fund or its affiliates is in addition to revenue we receive from the charges you pay when buying, owning and making a withdrawal from the contract (see “Expense Summary”). However, the revenue we or our affiliates receive from a fund or its affiliates may come, at least in part, from the fund’s fees and expenses you pay indirectly when you allocate contract value to the subaccount that invests in that fund.

•	Why revenues are paid to us: In accordance with applicable laws, regulations and the terms of the agreements under which such revenue is paid, we or our affiliates may receive these revenues including, but not limited to expense payments and non-cash compensation for various purposes:

•	Compensating, training and educating investment professionals who sell the contracts.

•	Granting access to our employees whose job it is to promote sales of the contracts by authorized selling firms and their investment professionals, and granting access to investment professionals of our affiliated selling firms.

•	Activities or services we or our affiliates provide that assist in the promotion and distribution of the contracts including promoting the funds available under the contracts to prospective and existing contract owners, authorized selling firms and investment professionals.

 12  EVERGREEN ESSENTIAL VARIABLE ANNUITY — PROSPECTUS

•	Providing sub-transfer agency and shareholder servicing to contract owners.

•	Promoting, including and/or retaining the fund’s investment portfolios as underlying investment options in the contracts.

•	Advertising, printing and mailing sales literature, and printing and distributing prospectuses and reports.

•	Furnishing personal services to contract owners, including education of contract owners, answering routine inquiries regarding a fund, maintaining accounts or providing such other services eligible for service fees as defined under the rules of the Financial Industry Regulatory Authority (FINRA).

•	Subaccounting, transaction processing, recordkeeping and administration.

•	Sources of revenue received from affiliated funds: The affiliated funds are managed by Columbia Management Investment Advisers or Columbia Wanger Asset Management. The sources of revenue we receive from these affiliated funds, or from affiliates of these funds, may include, but are not necessarily limited to, the following:

•	Assets of the fund’s adviser and transfer agent or an affiliate. The revenue resulting from these sources may be based either on a percentage of average daily net assets of the fund or on the actual cost of certain services we provide with respect to the fund. We may receive this revenue either in the form of a cash payment or it may be allocated to us.

•	Compensation paid out of 12b-1 fees that are deducted from fund assets and disclosed in the “12b-1 fees” column of the “Annual Operating Expenses of the Funds” table.

•	Sources of revenue received from unaffiliated funds: The unaffiliated funds are not managed by an affiliate of ours. The sources of revenue we receive from these unaffiliated funds, or the funds’ affiliates, may include, but are not necessarily limited to, the following:

•	Assets of the fund’s adviser, subadviser, transfer agent or an affiliate of these and assets of the fund’s distributor or an affiliate. The revenue resulting from these sources usually is based on a percentage of average daily net assets of the fund but there may be other types of payment arrangements.

•	Compensation paid out of 12b-1 fees that are deducted from fund assets and disclosed in the “12b-1 fees” column of the “Annual Operating Expenses of the Funds” table.

EVERGREEN ESSENTIAL VARIABLE ANNUITY — PROSPECTUS 13

You may allocate purchase payments and transfers to any or all of the subaccounts of the variable account that invest in shares of the following funds:

Investing In	Investment Objective and Policies	Investment Adviser
Columbia Variable Portfolio – Cash Management Fund (Class 3)	Seeks maximum current income consistent with liquidity and stability of principal.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Diversified Bond Fund (Class 3)	Seeks high level of current income while attempting to conserve the value of the investment for the longest period of time.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3) (previously Columbia Variable Portfolio – Diversified Equity Income Fund (Class 3))	Seeks high level of current income and, as a secondary goal, steady growth of capital.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3) (previously Columbia Variable Portfolio – Dynamic Equity Fund (Class 3))	Seeks capital appreciation.	Columbia Management Investment Advisers, LLC

Fidelity® VIP Mid Cap Portfolio Service Class 2	Seeks long-term growth of capital. Normally invests primarily in common stocks. Normally invests at least 80% of assets in securities of companies with medium market capitalizations. May invest in companies with smaller or larger market capitalizations. Invests in domestic and foreign issuers. The Fund invests in either “growth” or “value” common stocks or both.	Fidelity Management & Research Company (FMR) is the fund’s manager. FMR Co., Inc. (FMRC) and other investment advisers serve as sub-advisers for the fund.

FTVIPT Mutual Shares Securities Fund – Class 2	Seeks capital appreciation, with income as a secondary goal. Under normal market conditions, the fund invests primarily in U.S. and foreign equity securities that the investment manager believes are undervalued.	Franklin Mutual Advisers, LLC

Invesco V.I. Value Opportunities Fund, Series II Shares (previously Invesco Van Kampen V.I. – Value Opportunities Fund, Series II Shares)	Seeks long-term growth of capital.	Invesco Advisers, Inc.

Oppenheimer Main Street Small Cap Fund®/VA, Service Shares (previously Oppenheimer Main Street Small – & Mid-Cap Fund®/VA, Service Shares)	Seeks capital appreciation.	OFI Global Asset Management, Inc., adviser; OppenheimerFunds, Inc., sub-adviser.

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Investing In	Investment Objective and Policies	Investment Adviser
Putnam VT International Equity Fund – Class IB Shares	Seeks capital appreciation.	Putnam Investment Management, LLC, adviser; Putnam Advisory Company, LLC, sub-adviser; and Putnam Investments Limited

Variable Portfolio – Partners Small Cap Value Fund (Class 3)	Seeks long-term capital appreciation.	Columbia Management Investment Advisers, LLC, adviser; Barrow, Hanley, Mewhinney & Strauss, Inc., Denver Investment Advisors LLC, Donald Smith & Co., Inc., River Road Asset Management, LLC and Turner Investment Partners, Inc., subadvisers.

Wells Fargo Advantage VT International Equity Fund – Class 2	Seeks long-term capital appreciation.	Wells Fargo Funds Management, LLC, adviser; Wells Capital Management Inc., sub-adviser.

Wells Fargo Advantage VT Omega Growth Fund – Class 2	Seeks long-term capital appreciation.	Wells Fargo Funds Management, LLC, adviser; Wells Capital Management Inc., sub-adviser.

Wells Fargo Advantage VT Opportunity Fund – Class 2	Seeks long-term capital appreciation.	Wells Fargo Funds Management, LLC, adviser; Wells Capital Management Inc., sub-adviser.

Wells Fargo Advantage VT Small Cap Growth Fund – Class 2	Seeks long-term capital appreciation.	Wells Fargo Funds Management, LLC, adviser; Wells Capital Management Inc., sub-adviser.

Wells Fargo Advantage VT Small Cap Value Fund – Class 2	Seeks long-term capital appreciation.	Wells Fargo Funds Management, LLC, adviser; Wells Capital Management Inc., sub-adviser.

Wells Fargo Advantage VT Total Return Bond Fund – Class 2	Seeks total return consisting of income and capital appreciation.	Wells Fargo Funds Management, LLC, adviser; Wells Capital Management Inc., sub-adviser.

EVERGREEN ESSENTIAL VARIABLE ANNUITY — PROSPECTUS 15

Guarantee Period Accounts (GPAs)

The GPAs may not be available in some states.

You may allocate purchase payments and purchase payment credits to one or more of the GPAs with guarantee periods declared by us. These periods of time may vary by state. The minimum required investment in each GPA is $1,000. There are restrictions on the amount you can allocate to these accounts as well as on transfers from these accounts (see “Buying Your Contract” and “Transfer policies”). These accounts are not offered after annuity payouts begin.

Each GPA pays an interest rate that is declared when you make an allocation to that account. That interest rate is then fixed for the guarantee period that you chose. We will periodically change the declared interest rate for any future allocations to these accounts, but we will not change the rate paid on money currently in a GPA.

The interest rates that we will declare as guaranteed rates in the future are determined by us at our discretion (“future rates”). We will determine these future rates based on various factors including, but not limited to, the interest rate environment, returns we earn on investments in the nonunitized separate account we have established for the GPAs, the rates currently in effect for new and existing RiverSource Life annuities, product design, competition and RiverSource Life’s revenues and other expenses.

We cannot predict nor can we guarantee what future rates will be.

You may transfer or withdraw contract value out of the GPAs within 30 days before the end of the guarantee period without receiving a MVA (see “Market Value Adjustment (MVA)” below.) During this 30 day window you may choose to start a new guarantee period of the same length, transfer the contract value to another GPA, transfer the contract value to any of the subaccounts, or withdraw the contract value from the contract (subject to applicable withdrawal provisions). If we do not receive any instructions at the end of your guarantee period our current practice is to automatically transfer the contract value into the one-year fixed account.

We hold amounts you allocate to the GPAs in a “nonunitized” separate account. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the GPAs. State insurance law prohibits us from charging this separate account with liabilities of any other separate account or of our general business. We own the assets of this separate account as well as any favorable investment performance of those assets. You do not participate in the performance of the assets held in this separate account. We guarantee all benefits relating to your value in the GPAs. This guarantee is based on the continued claims-paying ability of the company’s general account. You should be aware that our general account is exposed to the risks normally associated with a portfolio of fixed-income securities, including interest rate, option, liquidity and credit risk. You should also be aware that we issue other types of insurance and financial products as well, and we also pay our obligations under these products from assets in our general account. Our general account is not segregated or insulated from the claims of our creditors. The financial statements contained in the SAI include a further discussion of risks inherent within the investments of the general account.

We intend to construct and manage the investment portfolio relating to the separate account in such a way as to minimize the impact of fluctuations by interest rates. We seek to achieve this by constructing a portfolio of assets with a price sensitivity to interest rate changes (i.e., price duration) that is similar to the price duration of the corresponding portfolio of liabilities.

We must invest this portfolio of assets in accordance with requirements established by applicable state laws regarding the nature and quality of investments that life insurance companies may make and the percentage of their assets that they may commit to any particular type of investment. Our investment strategy will incorporate the use of a variety of debt instruments having price durations tending to match the applicable guarantee periods. These instruments include, but are not necessarily limited to, the following:

•	Securities issued by the U.S. government or its agencies or instrumentalities, which issues may or may not be guaranteed by the U.S. government;

•	Debt securities that have an investment grade, at the time of purchase, within the four highest grades assigned by any of three nationally recognized rating agencies — Standard & Poor’s, Moody’s Investors Service or Fitch (formerly Duff & Phelps) — or are rated in the two highest grades by the National Association of Insurance Commissioners;

•	Other debt instruments which are unrated or rated below investment grade, limited to 10% of assets at the time of purchase; and

•	Real estate mortgages, limited to 45% of portfolio assets at the time of acquisition.

In addition, options and futures contracts on fixed income securities will be used from time to time to achieve and maintain appropriate investment and liquidity characteristics on the overall asset portfolio.

While this information generally describes our investment strategy, we are not obligated to follow any particular strategy except as may be required by federal law and Indiana and other state insurance laws.

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MARKET VALUE ADJUSTMENT (MVA)
We guarantee the contract value allocated to your GPA, including the interest credited, if you do not make any transfers or withdrawals from that GPA prior to 30 days before the end of the Guarantee Period. However, we will apply an MVA if a transfer or withdrawal occurs prior to this time, unless the transfer is an automated transfer from the two-year GPA as part of a dollar-cost averaging program or an Interest Sweep strategy. The MVA also affects amounts withdrawn from a GPA prior to 30 days before the end of the Guarantee Period that are used to purchase payouts under an annuity payout plan. We will refer to all of these transactions as “early withdrawals” in the discussion below.

When you request an early withdrawal, we adjust the early withdrawal amount by an MVA formula. The early withdrawal amount reflects the relationship between the guaranteed interest rate you are earning in your current GPA and the interest rate we are crediting on new GPAs that end at the same time as your current GPA.

The MVA is sensitive to changes in current interest rates. The magnitude of any applicable MVA will depend on our current schedule of guaranteed interest rates at the time of the withdrawal, the time remaining in your Guarantee Period and your guaranteed interest rate. The MVA is negative, zero or positive depending on how the guaranteed interest rate on your GPA compares to the interest rate of a new GPA for the same number of years as the Guarantee Period remaining on your GPA. This is summarized in the following table:

If your GPA rate is:	The MVA is:

Less than the new GPA rate + 0.10%	Negative

Equal to the new GPA rate + 0.10%	Zero

Greater than the new GPA rate + 0.10%	Positive

General Examples
As the examples below demonstrate, the application of an MVA may result in either a gain or loss of principal. We refer to all of the transactions described below as “early withdrawals.”

Assume:

•	You purchase a contract and allocate part of your purchase payment to the ten-year GPA.

•	We guarantee an interest rate of 3.0% annually for your ten-year Guarantee Period.

•	After three years, you decide to make a withdrawal from your GPA. In other words, there are seven years left in your Guarantee Period.

Remember that the MVA depends partly on the interest rate of a new GPA for the same number of years as the Guarantee Period remaining on your GPA. In this case, that is seven years.

Example 1: Remember that your GPA is earning 3.0%. Assume at the time of your withdrawal new GPAs that we offer with a seven-year Guarantee Period are earning 3.5%. We add 0.10% to the 3.5% rate to get 3.6%. Your GPA’s 3.0% rate is less than the 3.6% rate so the MVA will be negative.

Example 2: Remember again that your GPA is earning 3.0%, and assume that new GPAs that we offer with a seven-year Guarantee Period are earning 2.5%. We add 0.10% to the 2.5% rate to get 2.6%. In this example, since your GPA’s 3.0% rate is greater than the 2.6% rate, the MVA will be positive. To determine that adjustment precisely, you will have to use the formula described below.

Sample MVA Calculations
The precise MVA formula we apply is as follows:

Early withdrawal amount ×	[(	1 + i 1 + j + .001)	n/12	− 1 ]	= MVA

Where i =	rate earned in the GPA from which amounts are being transferred or withdrawn.

j =	current rate for a new Guaranteed Period equal to the remaining term in the current Guarantee Period.

n =	number of months remaining in the current Guarantee Period (rounded up).

Examples
Using assumptions similar to those we used in the examples above:

•	You purchase a contract and allocate part of your purchase payment to the ten-year GPA.

•	We guarantee an interest rate of 3.0% annually for your ten-year Guarantee Period.

•	After three years, you decide to make a $1,000 withdrawal from your GPA. In other words, there are seven years left in your Guarantee Period.

EVERGREEN ESSENTIAL VARIABLE ANNUITY — PROSPECTUS 17

Example 1: You request an early withdrawal of $1,000 from your ten-year GPA earning a guaranteed interest rate of 3.0%. Assume at the time of your withdrawal new GPAs that we offer with a seven-year Guarantee Period are earning 3.5%. Using the formula above, we determine the MVA as follows:

$1,000 ×	[(	1.030 1 + .035 + .001)	84/12	− 1]	= −$39.84

In this example, the MVA is a negative $39.84.

Example 2: You request an early withdrawal of $1,000 from your ten-year GPA earning a guaranteed interest rate of 3.0%. Assume at the time of your withdrawal new GPAs that we offer with a seven-year Guarantee Period are earning 2.5%. Using the formula above, we determine the MVA as follows:

$1,000 ×	[(	1.030 1 + .025 + .001)	84/12	− 1]	= $27.61

In this example, the MVA is a positive $27.61.

Please note that when you allocate your purchase payment to the ten-year GPA and your purchase payment is in its fourth year from receipt at the beginning of the Guarantee Period, your withdrawal charge percentage is 7%, assuming you elected the 7-year withdrawal charge schedule. (See “Charges — Withdrawal Charge.”) We do not apply MVAs to the amounts we deduct for withdrawal charges, so we would deduct the withdrawal charge from your early withdrawal after we applied the MVA. Also note that when you request an early withdrawal, we withdraw an amount from your GPA that will give you the net amount you requested after we apply the MVA and any applicable withdrawal charge, unless you request otherwise.

The current interest rate we offer on the GPA will change periodically at our discretion. It is the rate we are then paying on purchase payments, renewals and transfers paid under this class of contracts for Guarantee Period durations equaling the remaining Guarantee Period of the GPA to which the formula is being applied.

We will not apply MVAs to amounts withdrawn for annual contract charges, to amounts we pay as death claims or to automatic transfers from the two-year GPA as part of a dollar-cost averaging program or an Interest Sweep strategy. In some states, the MVA is limited.

The One-Year Fixed Account

You may allocate purchase payments or transfer accumulated value to the one-year fixed account. Some states may restrict the amount you can allocate to this account. We back the principal and interest guarantees relating to the one-year fixed account. These guarantees are based on the continued claims-paying ability of the company’s general account. You should be aware that our general account is exposed to the risks normally associated with a portfolio of fixed-income securities, including interest rate, option, liquidity and credit risk. The financial statements contained in the SAI include a further discussion of the risks inherent within the investments of the general account. The value of the one-year fixed account increases as we credit interest to the account. Purchase payments and transfers to the one-year fixed account become part of our general account. We credit and compound interest daily based on a 365-day year (366 in a leap year) so as to produce the annual effective rate which we declare. The interest rate we apply to each purchase payment or transfer to the one-year fixed account is guaranteed for one year. Thereafter we will change the rates from time-to-time at our discretion. These rates will be based on various factors including, but not limited to, the interest rate environment, returns earned on investments backing these annuities, the rates currently in effect for new and existing RiverSource Life annuities, product design, competition, and RiverSource Life’s revenues and expenses. The guaranteed minimum interest rate offered may vary by state but will not be lower than state law allows.

There are restrictions on the amount you can allocate to this account as well as on transfers from this account (see “Buying Your Contract” and “Transfer policies”).

The one-year fixed account is not required to be registered with the SEC. The SEC staff does not review the disclosures in this prospectus on the one-year fixed account, however, disclosures regarding the one-year fixed account may be subject to certain generally applicable provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

Buying Your Contract

New contracts are not currently being offered.

We are required by law to obtain personal information from you which we will use to verify your identity. If you do not provide this information we reserve the right to refuse to issue your contract or take other steps we deem reasonable. As the

 18  EVERGREEN ESSENTIAL VARIABLE ANNUITY — PROSPECTUS

owner, you have all rights and may receive all benefits under the contract. You can own a qualified or nonqualified annuity. Generally, you can own a nonqualified annuity in joint tenancy with rights of survivorship only in spousal situations. You cannot own a qualified annuity in joint tenancy. You can become an owner if you are 85 or younger. (The age limit may be younger for qualified annuities in some states.)

When you applied, you selected (if available in your state):

•	GPAs, the one-year fixed account and/or subaccounts in which you want to invest(1);

•	how you want to make purchase payments;

•	the optional MAV death benefit(2);

•	the optional EDB(2);

•	the optional GMIB – MAV rider(3);

•	the optional GMIB – 6% Rising Floor rider(3);

•	the optional PCR(3);

•	the optional Benefit Protector Death Benefit(4);

•	the optional Benefit Protector Plus Death Benefit(4);

•	the length of the withdrawal charge schedule (5 or 7 years)(5); and

•	a beneficiary.

(1)	GPAs are not available under contracts issued in Maryland, Oregon, Pennsylvania or Washington and may not be available in other states.
(2)	Available if both you and the annuitant are 79 or younger at contract issue. If you select a GMIB rider, you must elect either the MAV death benefit or the EDB. EDB is not available with Benefit Protector or Benefit Protector Plus. May not be available in all states.
(3)	If you select the PCR, you cannot add a GMIB rider. The GMIB is available if the annuitant is 75 or younger at contract issue. The GMIB is not available with ROP death benefit. May not be available in all states.
(4)	Available if you and the annuitant are 75 or younger at contract issue. Not available with EDB. May not be available in all states.
(5)	The five-year withdrawal charge schedule may not be available in all states.

The contract provides for allocation of purchase payments to the GPAs, the one-year fixed account and/or the subaccounts of the variable account in even 1% increments subject to the $1,000 minimum for the GPAs.

The following restrictions on allocation of purchase payments to the GPAs and the one-year fixed account will apply:

For contracts with applications signed prior to June 16, 2003:	No restrictions on the amount of purchase payments allocated to the GPAs or the one-year fixed account (if available).

For contracts with applications signed on or after June 16 through Dec. 4, 2003:	The amount of any purchase payment allocated to the GPAs and the one-year fixed account in total cannot exceed 30% of the purchase payment.

This 30% limit will not apply if you establish a dollar cost averaging arrangement with respect to the purchase payment according to procedures currently in effect, or you are participating according to the rules of an asset allocation model portfolio program available under the contract, if any.

For contracts with applications signed on or after Dec. 5, 2003:	In certain states where we offer GPAs that do not require payment of a statutory minimum guaranteed interest rate, the amount of any purchase payment allocated to one-year fixed account cannot exceed 30% of the purchase payment. The amount of any purchase payment allocated to the GPAs is not subject to this 30% limit. Please consult your investment professional to see if these restrictions apply in your state. In all other states, the amount of any purchase payment allocated to the GPAs and the one-year fixed account in total cannot exceed 30% of the purchase payment. We reserve the right to further limit purchase payment allocations to the one-year fixed account and/or GPAs if the interest rate we are then crediting on new purchase payments allocated to the one-year fixed account is equal to the minimum interest rate stated in the contract.

In all states, the 30% limit will not apply if you establish an automated dollar cost averaging arrangement with respect to the purchase payment according to procedures currently in effect, or you are participating according to the rules of an asset allocation model portfolio program available under the contract, if any.

EVERGREEN ESSENTIAL VARIABLE ANNUITY — PROSPECTUS 19

There are no restrictions on allocations of purchase payments to the subaccounts.

We applied your initial purchase payment to the GPAs, one-year fixed account and subaccounts you selected within two business days after we received it at our corporate office. We will credit additional purchase payments you make to your accounts on the valuation date we receive them. If we receive an additional purchase payment at our corporate office before the close of business, we will credit any portion of that payment allocated to the subaccounts using the accumulation unit value we calculate on the valuation date we received the payment.

You may make monthly payments to your contract under a systematic investment plan (SIP). To begin the SIP, you will complete and send a form and your first SIP payment along with your application. There is no charge for SIP. You can stop your SIP payments at any time.

In most states, you may make additional purchase payments to nonqualified and qualified annuities until the retirement date.

THE RETIREMENT DATE
Annuity payouts begin on the retirement date. When we processed your application, we established the retirement date to be the maximum age (or contract anniversary if applicable) for nonqualified annuities and Roth IRAs and for qualified annuities the date specified below. You can also select a date within the maximum limits. Your selected date can align with your actual retirement from a job, or it can be a different future date, depending on your needs and goals and on certain restrictions. You also can change the retirement date, provided you send us written instructions at least 30 days before annuity payouts begin.

For nonqualified annuities and Roth IRAs, the retirement date must be:

•	no earlier than the 30th day after the contract’s effective date; and

•	no later than the annuitant’s 85th birthday or the tenth contract anniversary, if purchased after age 75, or such other date as agreed upon by us.

For qualified annuities except Roth IRAs, to comply with IRS regulations, the retirement date generally must be:

•	for IRAs by April 1 of the year following the calendar year when the annuitant reaches age 70 1/2; or

•	for all other qualified annuities, by April 1 of the year following the calendar year when the annuitant reaches age 70 1/2 or, if later, retires (except that 5% business owners may not select a retirement date that is later than April 1 of the year following the calendar year when they reach age 70 1/2).

If you satisfy your required minimum distributions in the form of partial withdrawals from this contract, annuity payouts can start as late as the annuitant’s 85th birthday or the tenth contract anniversary, if later, or a date that has been otherwise agreed to by us.

Contract owners of IRAs and TSAs may also be able to satisfy required minimum distributions using other IRAs or TSAs, and in that case, may delay the annuity payout start date for this contract.

BENEFICIARY
We will pay to your named beneficiary the death benefit if it becomes payable before the retirement date while the contract is in force and before annuity payouts begin. If there is more than one beneficiary, we will pay each beneficiary’s designated share when we receive their completed claim. A beneficiary will bear the investment risk of the variable account until we receive the beneficiary’s completed claim. If there is no named beneficiary, the default provisions of your contract will apply. (See “Benefits in Case of Death” for more about beneficiaries.)

PURCHASE PAYMENTS
Purchase payment amounts and purchase payment timing may vary by state and be limited under the terms of your contract.

Minimum purchase payments
  If paying by SIP:

     $50 for additional payments.

  If paying by any other method:

     $100 for additional payments.

Maximum total allowable purchase payments*
     $1,000,000

*	This limit applies in total to all RiverSource Life annuities you own. We reserve the right to waive or increase the maximum limit. For qualified annuities, the tax-deferred retirement plan’s or the Code’s limits on annual contributions also apply.

 20  EVERGREEN ESSENTIAL VARIABLE ANNUITY — PROSPECTUS

HOW TO MAKE PURCHASE PAYMENTS

 1 By letter

Send your check along with your name and contract number to:

RiverSource Life Insurance Company
829 Ameriprise Financial Center
Minneapolis, MN 55474

 2 By SIP

Contact your investment professional to complete the necessary SIP paperwork.

PURCHASE PAYMENT CREDITS
You will receive a purchase payment credit with any payment you make to your contract that brings your total net payment (total payments less total withdrawals) to $100,000 or more.(1)

For applications signed on or after Nov. 6, 2003, only contracts with a seven-year withdrawal charge schedule are eligible for a credit. If you make any additional payments that cause the contract to be eligible for the credit, we will add credits to your prior purchase payments (less total withdrawals). We apply this credit immediately. We allocate the credit to the GPAs, the one-year fixed account, special DCA account and the subaccounts in the same proportions as your purchase payment.

We fund the credit from our general account. Credits are not considered to be “investments” for income tax purposes. (See “Taxes.”)

We will reverse credits from the contract value for any purchase payment that is not honored (if, for example, your purchase payment check is returned for insufficient funds).

To the extent a death benefit or withdrawal payment includes purchase payment credits applied within twelve months preceding: (1) the date of death that results in a lump sum death benefit under this contract; or (2) a request for withdrawal charge waiver due to “Contingent events” (see “Charges — Contingent events”), we will assess a charge, similar to a withdrawal charge, equal to the amount of the purchase payment credits. The amount we pay to you under these circumstances will always equal or exceed your withdrawal value.

Because of higher charges, there may be circumstances where you may be worse off for having received the credit than in other contracts. All things being equal (such as guarantee availability or fund performance and availability), this may occur if you hold your contract for 15 years or more. This also may occur if you make a full withdrawal in the first seven years. You should consider these higher charges and other relevant factors before you buy this contract or before you exchange a contract you currently own for this contract.

This credit is made available because of lower distribution and other expenses associated with larger sized contracts and through revenue from higher withdrawal charges and contract administrative charges than would otherwise be charged. In general, we do not profit from the higher charges assessed to cover the cost of the purchase payment credit. We use all the revenue from these higher charges to pay for the cost of the credits. However, we could profit from the higher charges if market appreciation is higher than expected or if contract owners hold their contracts for longer than expected.

(1)	For applications signed on or after Nov. 6, 2003 and if your state has approved this restriction, purchase payment credits are not available for contracts with a five-year withdrawal charge schedule.

LIMITATIONS ON USE OF CONTRACT
If mandated by applicable law, including, but not limited to, federal anti-money laundering laws, we may be required to reject a purchase payment. We may also be required to block an owner’s access to contract values or to satisfy other statutory obligations. Under these circumstances, we may refuse to implement requests for transfers, withdrawals or death benefits until instructions are received from the appropriate governmental authority or a court of competent jurisdiction.

Charges

ALL CONTRACTS

CONTRACT ADMINISTRATIVE CHARGE
We charge this fee for establishing and maintaining your records. We deduct $40 from the contract value on your contract anniversary or, if earlier, when the contract is fully withdrawn. We prorate this charge among the GPAs, the one-year fixed account and the subaccounts in the same proportion your interest in each account bears to your total contract value. Some states limit the amount of any contract charge allocated to the one-year fixed account.

EVERGREEN ESSENTIAL VARIABLE ANNUITY — PROSPECTUS 21

We will waive this charge when your contract value is $50,000 or more on the current contract anniversary.

If you take a full withdrawal from your contract, we will deduct the charge at the time of withdrawal regardless of the contract value. We cannot increase the annual contract administrative charge and it does not apply after annuity payouts begin or when we pay death benefits.

VARIABLE ACCOUNT ADMINISTRATIVE CHARGE
We apply this charge daily to the subaccounts. It is reflected in the unit values of your subaccounts and it totals 0.15% of their average daily net assets on an annual basis. It covers certain administrative and operating expenses of the subaccounts such as accounting, legal and data processing fees and expenses involved in the preparation and distribution of reports and prospectuses. We cannot increase the variable account administrative charge.

MORTALITY AND EXPENSE RISK FEE
We charge these fees daily to the subaccounts. The unit values of your subaccounts reflect these fees. These fees cover the mortality and expense risk that we assume. These fees do not apply to the GPAs or the one-year fixed account. We cannot increase these fees.

These fees are based on the death benefit guarantee, whether the contract is a qualified annuity or a nonqualified annuity and the withdrawal charge schedule that applies to your contract.

Seven-year withdrawal charge schedule	Qualified annuities	Nonqualified annuities

ROP death benefit	0.85%	1.10%

MAV death benefit(1)	1.05	1.30

EDB	1.15	1.40

Five-year withdrawal charge schedule

ROP death benefit	1.15	1.40

MAV death benefit(1)	1.35	1.60

EDB	1.45	1.70

(1)	For contracts with applications signed before Nov. 6, 2003, or if your state has not approved this fee, the MAV death benefit fee is .10% less.

Mortality risk arises because of our guarantee to pay a death benefit and our guarantee to make annuity payouts according to the terms of the contract, no matter how long a specific owner or annuitant lives and no matter how long our entire group of owners or annuitants live. If, as a group, owners or annuitants outlive the life expectancy we assumed in our actuarial tables, then we must take money from our general assets to meet our obligations. If, as a group, owners or annuitants do not live as long as expected, we could profit from the mortality risk fee. We deduct the mortality risk fee from the subaccounts during the annuity payout period even if the annuity payout plan does not involve a life contingency.

Expense risk arises because we cannot increase the contract administrative charge or the variable account administrative charge and these charges may not cover our expenses. We would have to make up any deficit from our general assets. We could profit from the expense risk fee if future expenses are less than expected.

The subaccounts pay us the mortality and expense risk fee they accrued as follows:

•	first, to the extent possible, the subaccounts pay this fee from any dividends distributed from the funds in which they invest;

•	then, if necessary, the funds redeem shares to cover any remaining fees payable.

We may use any profits we realize from the subaccounts’ payment to us of the mortality and expense risk fee for any proper corporate purpose, including, among others, payment of distribution (selling) expenses. We do not expect that the withdrawal charge will cover sales and distribution expenses.

WITHDRAWAL CHARGE
If you withdraw all or part of your contract value, a withdrawal charge applies if all or part of the withdrawal amount is from any purchase payment we received less than six or eight years before the date of withdrawal, depending on the withdrawal charge schedule you select. (In addition, amounts withdrawn from a GPA more than 30 days before the end of the applicable guarantee period will be subject to a MVA. (See “The Guarantee Period Accounts — Market Value Adjustment (MVA).”)

Each time you make a purchase payment under the contract, a withdrawal charge attaches to that purchase payment. The withdrawal charge percentage for each purchase payment declines according to a schedule shown in the contract. For example, if you select a seven-year withdrawal charge schedule, during the first two years after a purchase payment is made, the withdrawal charge percentage attached to that payment is 8%. The withdrawal charge percentage for that payment during the seventh year after it is made is 3%. At the beginning of the eighth year after that purchase payment is made, and thereafter, there is no withdrawal charge as to that payment.

 22  EVERGREEN ESSENTIAL VARIABLE ANNUITY — PROSPECTUS

You may withdraw an amount during any contract year without incurring a withdrawal charge. We call this amount the Total Free Amount (“TFA”). The TFA is the amount of your contract value that you may withdraw without incurring a withdrawal charge. Amounts withdrawn in excess of the Total Free Amount may be subject to a withdrawal charge as described below. The Total Free Amount is defined as the maximum of (a) and (b) where:

(a) is 10% of your prior anniversary’s contract value, and

(b) is current contract earnings.

NOTE: We determine current contract earnings (CE) by looking at the entire contract value (CV), not the earnings of any particular subaccount, GPA or the one-year fixed account. If the contract value is less than purchase payments received and not previously withdrawn (PPNPW) then contract earnings are zero. We consider your initial purchase payment and purchase payment credit to be the prior anniversary’s contract value during the first contract year.

For purposes of calculating any withdrawal charge, we treat amounts withdrawn from your contract value in the following order:

1.	First, in each contract year, we withdraw amounts totaling up to 10% of your prior anniversary’s contract value. We do not assess a withdrawal charge on this amount.

2.	Next, we withdraw contract earnings, if any, that are greater than the amount described in number one above. We do not assess a withdrawal charge on contract earnings.

3.	Next, we withdraw purchase payments received prior to the withdrawal charge period shown in your contract. We do not assess a withdrawal charge on these purchase payments.

4.	Finally, if necessary, we withdraw purchase payments received that are still within the withdrawal charge period you selected and shown in your contract. We withdraw these payments on a “first-in, first-out” (FIFO) basis. We do assess a withdrawal charge on these payments.

NOTE: After withdrawing earnings in numbers one and two above, we next withdraw enough additional contract value (ACV) to meet your requested withdrawal amount. If the amount described in number one above was greater than contract earnings prior to the withdrawal, the excess (XSF) will be excluded from the purchase payments being withdrawn that were received most recently when calculating the withdrawal charge. We determine the amount of purchase payments being withdrawn (PPW) in numbers three and four above as:

PPW	=	XSF	+	(ACV – XSF) (CV – TFA)	×	(PPNPW – XSF)

If the additional contract value withdrawn is less than XSF, then PPW will equal ACV.

We determine your withdrawal charge by multiplying each of your payments withdrawn by the applicable withdrawal charge percentage, and then adding the total withdrawal charges.

The withdrawal charge percentage depends on the number of years since you made the payments that are withdrawn, depending on the withdrawal charge schedule you selected:

Seven-year withdrawal charge schedule		Five-year withdrawal charge schedule(1)
Years from purchase	Withdrawal charge	Years from purchase	Withdrawal charge
payment receipt	percentage	payment receipt	percentage

1	8%	1	8%

2	8	2	7

3	7	3	6

4	7	4	4

5	6	5	2

6	5	Thereafter	0

7	3

Thereafter	0

(1)	The five-year withdrawal charge schedule may not be available in all states.

For a partial withdrawal that is subject to a withdrawal charge, the amount we actually deduct from your contract value will be the amount you request plus any applicable withdrawal charge. The withdrawal charge percentage is applied to this total amount. We pay you the amount you requested.

The amount of purchase payments withdrawn is calculated using a prorated formula based on the percentage of contract value being withdrawn. As a result, the amount of purchase payments withdrawn may be greater than the amount of contract value withdrawn.

EVERGREEN ESSENTIAL VARIABLE ANNUITY — PROSPECTUS 23

Withdrawal charge under Annuity Payout Plan E — Payouts for a specified period: If you are receiving variable annuity payments under this annuity payout plan, you can choose to take a withdrawal. The amount that you can withdraw is the present value of any remaining variable payouts. The discount rate we use in the calculation will be 5.17% for the assumed investment return of 3.5% and 6.67% for the assumed investment return of 5.0%. The withdrawal charge equals the present value of the remaining payouts using the assumed investment return minus the present value of the remaining payouts using the discount rate. (See “Charges — Withdrawal Charge” and “The Annuity Payout Period — Annuity Payout Plans.”)

Withdrawal charge calculation example
The following is an example of the calculation we would make to determine the withdrawal charge on a contract with a seven-year withdrawal charge schedule with this history:

•	We receive these payments

– $10,000 initial;

– $8,000 on the seventh contract anniversary; and

– $6,000 on the eighth contract anniversary; and

•	You withdraw the contract for its total withdrawal value of $38,101 during the eleventh contract year and make no other withdrawals during that contract year; and

•	The prior anniversary contract value is $38,488.

Withdrawal
Charge	Explanation
$0	$3,848.80 is 10% of the prior anniversary’s contract value withdrawn without withdrawal charge; and
0	$10,252.20 is contract earnings in excess of the 10% TFA withdrawal amount withdrawn without withdrawal charge; and
0	$10,000 initial purchase payment was received eight or more years before withdrawal and is withdrawn without withdrawal charge; and
560	$8,000 purchase payment is in its fourth year from receipt, withdrawn with a 7% withdrawal charge; and
420	$6,000 purchase payment is in its third year from receipt withdrawn with a 7% withdrawal charge.

$980

Under the same scenario, the withdrawal charge on a contract with a five-year withdrawal charge schedule would be calculated:

Withdrawal
Charge	Explanation

$0	$3,848.80 is 10% of the prior anniversary’s contract value withdrawn without withdrawal charge; and
0	$10,252.20 is contract earnings in excess of the 10% TFA withdrawal amount withdrawn without withdrawal charge; and
0	$10,000 initial purchase payment was received six or more years before withdrawal and is withdrawn without withdrawal charge; and
320	$8,000 purchase payment is in its fourth year from receipt, withdrawn with a 4% withdrawal charge; and
360	$6,000 purchase payment is in its third year from receipt withdrawn with a 6% withdrawal charge.

$680

Waiver of withdrawal charges
We do not assess withdrawal charges for:

•	withdrawals of any contract earnings;

•	withdrawals of amounts totaling up to 10% of your prior contract anniversary’s contract value to the extent it exceeds contract earnings;

•	required minimum distributions from a qualified annuity to the extent that they exceed the free amount. The amount on which withdrawal charges are waived can be no greater than the RMD amount calculated under your specific contract currently in force;

•	contracts settled using an annuity payout plan unless an annuity payout Plan E is later fully withdrawn;

 24  EVERGREEN ESSENTIAL VARIABLE ANNUITY — PROSPECTUS

•	withdrawals made as a result of one of the “Contingent events”* described below to the extent permitted by state law (see your contract for additional conditions and restrictions); and

•	death benefits.*

*	However, we will reverse certain purchase payment credits. (See “Buying Your Contract — Purchase Payment Credits.”)

Contingent events

•	Withdrawals you make if you or the annuitant are confined to a hospital or nursing home and have been for the prior 60 days. Your contract will include this provision when you and the annuitant are under age 76 at contract issue. You must provide proof satisfactory to us of the confinement as of the date you request the withdrawal.

•	To the extent permitted by state law, withdrawals you make if you or the annuitant are diagnosed in the second or later contract years as disabled with a medical condition that with reasonable medical certainty will result in death within 12 months or less from the date of the licensed physician’s statement. You must provide us with a licensed physician’s statement containing the terminal illness diagnosis and the date the terminal illness was initially diagnosed.

Possible group reductions: In some cases we may incur lower sales and administrative expenses due to the size of the group, the average contribution and the use of group enrollment procedures. In such cases, we may be able to reduce or eliminate the contract administrative and withdrawal charges. However, we expect this to occur infrequently.

FUND FEES AND EXPENSES
There are deductions from and expenses paid out of the assets of the funds that are described in the prospectuses for those funds. (See “Annual Operating Expenses of the Funds.”)

PREMIUM TAXES
Certain state and local governments impose premium taxes on us (up to 3.5%). These taxes depend upon your state of residence or the state in which the contract was issued. Currently, we deduct any applicable premium tax when annuity payouts begin, but we reserve the right to deduct this tax at other times such as when you make purchase payments or when you make a full withdrawal from your contract.

OPTIONAL LIVING BENEFIT CHARGES

GUARANTEED MINIMUM INCOME BENEFIT RIDER (GMIB) FEE
We charge an annual fee for this optional feature only if you select it. There are two GMIB rider options available under your contract (see “Guaranteed Minimum Income Benefit Rider”). The fee for GMIB – MAV is 0.55% of the adjusted contract value(1). The fee for GMIB – 6% Rising Floor is 0.75% of the adjusted contract value. Depending on the GMIB rider option you choose, we deduct the appropriate fee from the contract value on your contract anniversary at the end of each contract year. We prorate this fee among the GPAs, one-year fixed account and the subaccounts in the same proportion your interest in each account bears to your total contract value.

(1)	For applications signed prior to May 1, 2003, the following current annual rider charges apply: GMIB – MAV — 0.30% and GMIB — 6% Rising Floor — 0.45%.

If the contract is terminated for any reason or when annuity payouts begin, we will deduct the appropriate GMIB fee from the proceeds payable adjusted for the number of calendar days coverage was in place. We cannot increase either GMIB fee after the rider effective date and it does not apply after annuity payouts begin or the GMIB terminates.

We calculate the fee as follows:

GMIB – MAV	0.55% × (CV + ST – FAV)
GMIB – 6% Rising Floor	0.75% × (CV + ST – FAV)

CV =	contract value on the contract anniversary

ST =	transfers from the subaccounts to the GPAs or the one-year fixed account made during the six months before the contract anniversary.

FAV =	the value of your GPAs and the one-year fixed account on the contract anniversary.

The result of ST – FAV will never be greater than zero. This allows us to base the GMIB fee largely on the subaccounts and not on the GPAs and the one-year fixed account.

Example

•	You purchase the contract with a payment of $50,000 and allocate all of your payment to the subaccounts.

•	During the first contract year your contract value is $75,000. You transfer $15,000 from the subaccounts to the one-year fixed account.

•	On the first contract anniversary the one-year fixed account value is $15,250 and the subaccount value is $58,000. Your total contract value is $73,250.

EVERGREEN ESSENTIAL VARIABLE ANNUITY — PROSPECTUS 25

•	The GMIB fee for:

       GMIB – MAV is 0.55%; and
       GMIB – 6% Rising Floor is 0.75%.

We calculate the charge as follows:

Contract value on the contract anniversary:	$73,250
plus transfers from the subaccounts to the one-year fixed account in the six months before the contract anniversary:	+15,000
minus the value of the one-year fixed account on the contract anniversary:	–15,250

$73,000

The GMIB fee charged to you:

GMIB – MAV	(0.55% × $73,000) =	$401.50
GMIB – 6% Rising Floor	(0.75% × $73,000) =	$547.50

PERFORMANCE CREDIT RIDER (PCR) FEE
We charge a fee of 0.15% of your contract value for this optional feature if you select it. If selected, we deduct the fee from your contract value on your contract anniversary at the end of each contract year. We prorate this fee among the GPAs, the one-year fixed account and the subaccounts in the same proportion as your interest bears to your total contract value. If you select the PCR, you cannot add a GMIB rider.

If the contract is terminated for any reason or when annuity payouts begin, we will deduct the PCR fee from the proceeds payable adjusted for the number of calendar days coverage was in place. We cannot increase the PCR fee.

OPTIONAL DEATH BENEFIT CHARGES

BENEFIT PROTECTOR DEATH BENEFIT RIDER FEE
We charge a fee for the optional feature only if you select it. If selected, we deduct 0.25% of your contract value on your contract anniversary. We prorate this fee among the GPAs, the one-year fixed account and the subaccounts in the same proportion your interest in each account bears to your total contract value.

If the contract is terminated for any reason other than death or when annuity payouts begin, we will deduct the fee from the proceeds payable adjusted for the number of calendar days coverage was in place since we last deducted the fee. We cannot increase this annual charge after the rider effective date and it does not apply after annuity payouts begin or when we pay death benefits.

BENEFIT PROTECTOR PLUS DEATH BENEFIT RIDER FEE
We charge a fee for the optional feature only if you select it. If selected, we deduct 0.40% of your contract value on your contract anniversary. We prorate this fee among the GPAs, the one-year fixed account and the subaccounts in the same proportion your interest in each account bears to your total contract value.

If the contract is terminated for any reason other than death or when annuity payouts begin, we will deduct the fee from the proceeds payable adjusted for the number of calendar days coverage was in place since we last deducted the fee. We cannot increase this annual fee after the rider effective date and it does not apply after annuity payouts begin or when we pay death benefits.

 26  EVERGREEN ESSENTIAL VARIABLE ANNUITY — PROSPECTUS

Valuing Your Investment

We value your accounts as follows:

GPAs AND ONE-YEAR FIXED ACCOUNT
We value the amounts you allocate to the GPAs and the one-year fixed account directly in dollars. The value of the GPAs and the one-year fixed account equals:

•	the sum of your purchase payments and transfer amounts allocated to the GPAs and the one-year fixed account (including any positive or negative MVA on amounts transferred from the GPAs to the one-year fixed account);

•	plus any purchase payment credits allocated to the GPAs and one-year fixed account;

•	plus interest credited;

•	minus the sum of amounts withdrawn (including any applicable withdrawal charges) and amounts transferred out;

•	minus any prorated portion of the contract administrative charge; and

•	minus the prorated portion of the fee for any of the following optional benefits you have selected:

– Guaranteed Minimum Income Benefit rider — MAV;

– Guaranteed Minimum Income Benefit rider — 6% Rising Floor;

– Performance Credit rider;

– Benefit Protector rider; and/or

– Benefit Protector Plus rider.

SUBACCOUNTS
We convert amounts you allocated to the subaccounts into accumulation units. Each time you make a purchase payment or transfer amounts into one of the subaccounts or we apply any purchase payment credits, we credit a certain number of accumulation units to your contract for that subaccount. Conversely, we subtract a certain number of accumulation units from your contract each time you take a partial surrender; transfer amounts out of a subaccount; or we assess a contract administrative charge, a surrender charge, or fee for any optional contract riders with annual charges (if applicable).

The accumulation units are the true measure of investment value in each subaccount during the accumulation period. They are related to, but not the same as, the net asset value of the fund in which the subaccount invests. The dollar value of each accumulation unit can rise or fall daily depending on the variable account expenses, performance of the fund and on certain fund expenses.

Here is how we calculate accumulation unit values:

Number of units: To calculate the number of accumulation units for a particular subaccount, we divide your investment by the current accumulation unit value.

Accumulation unit value: The current accumulation unit value for each subaccount equals the last value times the subaccount’s current net investment factor.

We determine the net investment factor by:

•	adding the fund’s current net asset value per share, plus the per share amount of any accrued income or capital gain dividends to obtain a current adjusted net asset value per share; then

•	dividing that sum by the previous adjusted net asset value per share; and

•	subtracting the percentage factor representing the mortality and expense risk fee and the variable account administrative charge from the result.

Because the net asset value of the fund may fluctuate, the accumulation unit value may increase or decrease. You bear all the investment risk in a subaccount.

Factors that affect subaccount accumulation units: accumulation units may change in two ways — in number and in value.

The number of accumulation units you own may fluctuate due to:

•	additional purchase payments you allocate to the subaccounts;

•	any purchase payment credits allocated to the subaccounts;

•	transfers into or out of the subaccounts (including any positive or negative MVA on amounts transferred from the GPAs);

•	partial withdrawals;

•	withdrawal charges;

EVERGREEN ESSENTIAL VARIABLE ANNUITY — PROSPECTUS 27

and the deduction of a prorated portion of:

•	the contract administrative charge; and

•	the fee for any of the following optional benefits you have selected:

– Guaranteed Minimum Income Benefit rider — MAV;

– Guaranteed Minimum Income Benefit rider — 6% Rising Floor;

– Performance Credit rider;

– Benefit Protector rider; and/or

– Benefit Protector Plus rider.

Accumulation unit values will fluctuate due to:

•	changes in fund net asset value;

•	fund dividends distributed to the subaccounts;

•	fund capital gains or losses;

•	fund operating expenses; and

•	mortality and expense risk fee and the variable account administrative charge.

Making the Most of Your Contract

AUTOMATED DOLLAR-COST AVERAGING
Currently, you can use automated transfers to take advantage of dollar-cost averaging (investing a fixed amount at regular intervals). For example, you might transfer a set amount monthly from a relatively conservative subaccount to a more aggressive one, or to several others, or from the one-year fixed account or the two-year GPA (without a MVA) to one or more subaccounts. The three to ten year GPAs are not available for automated transfers. You can also obtain the benefits of dollar-cost averaging by setting up regular automatic SIP payments or by establishing an Interest Sweep strategy. Interest Sweeps are a monthly transfer of the interest earned from either the one-year fixed account or the two-year GPA into the subaccounts of your choice. If you participate in an Interest Sweep strategy the interest you earn will be less than the annual interest rate we apply because there will be no compounding. There is no charge for dollar-cost averaging.

This systematic approach can help you benefit from fluctuations in accumulation unit values caused by fluctuations in the market values of the funds. Since you invest the same amount each period, you automatically acquire more units when the market value falls and fewer units when it rises. The potential effect is to lower your average cost per unit.

How dollar-cost averaging works

					Number
			Amount	Accumulation	of units
By investing an equal number of dollars each month...		Month	invested	unit value	purchased

		Jan	$100	$20	5.00

		Feb	100	18	5.56

you automatically buy		Mar	100	17	5.88

more units when the	è	Apr	100	15	6.67

per unit market price is low...		May	100	16	6.25

		Jun	100	18	5.56

		Jul	100	17	5.88

and fewer units		Aug	100	19	5.26

when the per unit	è	Sept	100	21	4.76

market price is high.		Oct	100	20	5.00

You paid an average price of $17.91 per unit over the 10 months, while the average market price actually was $18.10.

Dollar-cost averaging does not guarantee that any subaccount will gain in value nor will it protect against a decline in value if market prices fall. Because dollar-cost averaging involves continuous investing, your success will depend upon your willingness to continue to invest regularly through periods of low price levels. Dollar-cost averaging can be an effective way to help meet your long-term goals. For specific features contact your investment professional.

 28  EVERGREEN ESSENTIAL VARIABLE ANNUITY — PROSPECTUS

SPECIAL DOLLAR-COST AVERAGING (SPECIAL DCA) PROGRAM
If your net contract value(1) is at least $10,000, you can choose to participate in the Special DCA program. There is no charge for the Special DCA program. Under the Special DCA program, you can allocate a new purchase payment and any applicable purchase payment credit to a six-month or twelve-month Special DCA account.

You may only allocate a new purchase payment of at least $10,000 to a Special DCA account. You cannot transfer existing contract values into a Special DCA account. Each Special DCA account lasts for either six or twelve months (depending on the time period you select) from the time we receive your first purchase payment. We make monthly transfers of your total Special DCA account value into the GPAs, one-year fixed account and/or the subaccounts you select over the time period you select (either six or twelve months). If you elect to transfer into a GPA, you must meet the $1,000 minimum required investment limitation for each transfer.

(1)	“Net contract value” equals your current contract value plus any new purchase payment and purchase payment credit. If this is a new contract funded by purchase payments from multiple sources, we determine your net contract value based on the purchase payments, purchase payment credits, withdrawal requests and exchange requests submitted with your application.

We reserve the right to credit a lower interest rate to each Special DCA account if you select the GPAs or one-year fixed account as part of your Special DCA transfers. We will change the interest rate on each Special DCA account from time to time at our discretion. From time to time, we may credit interest to the Special DCA account at promotional rates that are higher than those we credit to the one-year fixed account. We base these rates on competition and on the interest rate we are crediting to the one-year fixed account at the time of the change. Once we credit interest to a particular purchase payment and purchase payment credit, that rate does not change even if we change the rate we credit on new purchase payments or if your net contract value changes.

We credit each Special DCA account with current guaranteed annual rate that is in effect on the date we receive your purchase payment. However, we credit this annual rate over the six or twelve-month period on the balance remaining in your Special DCA account. Therefore, the net effective interest rate you receive is less than the stated annual rate. We do not credit this interest after we transfer the value out of the Special DCA account into the accounts you selected.

If you make additional purchase payments while a Special DCA account term is in progress, the amounts you allocate to an existing Special DCA account will be transferred out of the Special DCA account over the reminder of the term. If you are funding a Special DCA account from multiple sources, we apply each purchase payment and purchase payment credit to the account and credit interest on that purchase payment and purchase payment credit on the date we receive it. This means that all purchase payments and purchase payment credits may not be in the Special DCA account at the beginning of the six or twelve-month period. Therefore, you may receive less total interest than you would have if all your purchase payments and purchase payment credits were in the Special DCA account from the beginning. If we receive any of your multiple payments after the six or twelve-month period ends, you can either allocate those payments to a new Special DCA account (if available) or to any other accounts available under your contract.

You cannot participate in the Special DCA program if you are making payments under a Systematic Investment Plan. You may simultaneously participate in the Special DCA program and the asset-rebalancing program as long as your subaccount allocation is the same under both programs. If you elect to change your subaccount allocation under one program, we automatically will change it under the other program so they match. If you participate in more than one Special DCA account, the asset allocation for each account may be different as long as you are not also participating in the asset-rebalancing program.

You may terminate your participation in the Special DCA program at any time. If you do, we will not credit the current guaranteed annual interest rate on any remaining Special DCA account balance. We will transfer the remaining balance from your Special DCA account to the other accounts you selected for your DCA transfers or we will allocate it in any manner you specify, subject to the 30% limitation rule (see “Transfer policies”). Similarly, if we cannot accept any additional purchase payments into the Special DCA program, we will allocate the purchase payments to the other accounts you selected for your DCA transfers or in any other manner you specify.

We can modify the terms or discontinue the Special DCA program at any time. Any modifications will not affect any purchase payments that are already in a Special DCA account. For more information on the Special DCA program, contact your investment professional.

The Special DCA Program does not guarantee that any subaccount will gain in value nor will it protect against a decline in value if market prices fall. Because dollar-cost averaging involves continuous investing, your success will depend upon you willingness to continue to invest regularly through periods of low price levels. Dollar-cost averaging can be an effective way to help meet your long-term goals.

EVERGREEN ESSENTIAL VARIABLE ANNUITY — PROSPECTUS 29

ASSET REBALANCING
You can ask us in writing to automatically rebalance the subaccount portion of your contract value either quarterly, semiannually, or annually. The period you select will start to run on the date we record your request. On the first valuation date of each of these periods, we automatically will rebalance your contract value so that the value in each subaccount matches your current subaccount percentage allocations. These percentage allocations must be in whole numbers. Asset rebalancing does not apply to the GPAs or the one-year fixed account. There is no charge for asset rebalancing. The contract value must be at least $2,000.

You can change your percentage allocations or your rebalancing period at any time by contacting us in writing. If you are also participating in the Special DCA program and you change your subaccount asset allocation for the asset rebalancing program, we will change your subaccount asset allocation under the Special DCA program to match. We will restart the rebalancing period you selected as of the date we record your change. You also can ask us in writing to stop rebalancing your contract value. You must allow 30 days for us to change any instructions that currently are in place. For more information on asset rebalancing, contact your investment professional.

TRANSFERRING AMONG ACCOUNTS
You may transfer contract value from any one subaccount, GPAs or the one-year fixed account, to another subaccount before annuity payouts begin. Certain restrictions apply to transfers involving the GPAs and the one-year fixed account.

The date your request to transfer will be processed depends on when we receive it:

•	If we receive your transfer request at our corporate office in good order before the close of business, we will process your transfer using the accumulation unit value we calculate on the valuation date we received your transfer request.

•	If we receive your transfer request at our corporate office in good order at or after the close of business, we will process your transfer using the accumulation unit value we calculate on the next valuation date after we received your transfer request.

There is no charge for transfers. Before making a transfer, you should consider the risks involved in changing investments. Transfers out of the GPAs will be subject to an MVA if done more than 30 days before the end of the guarantee period unless the transfer is an automated transfer from the two-year GPA as part of a dollar-cost averaging program or an Interest Sweep strategy.

We may suspend or modify transfer privileges at any time.

For information on transfers after annuity payouts begin, see “Transfer policies” below.

Transfer policies

•	Before annuity payouts begin, you may transfer contract values between the subaccounts, or from the subaccounts to the GPAs and the one-year fixed account at any time. However, if you made a transfer from the one-year fixed account to the subaccounts or the GPAs, you may not make a transfer from any subaccount or GPA back to the one-year fixed account for six months following that transfer. We reserve the right to further limit purchase payment allocations to the GPAs and the one-year fixed account if the interest rate we are then crediting to the one-year fixed account is equal to the minimum interest rate stated in the contract.

•	You may transfer contract value from the one-year fixed account to the subaccounts or the GPAs according to the following transfer policies:

For contracts with applications signed prior to June 16, 2003:	It is our general policy to allow you to transfer contract values from the one-year fixed account to the subaccounts or the GPAs once a year on or within 30 days before or after the contract anniversary (except for automated transfers, which can be set up at any time for certain transfer periods subject to certain minimums). Currently, we have removed this restriction and you may transfer contract values from the one-year fixed account to the subaccounts at any time. We will inform you at least 30 days in advance of the day we intend to reimpose this restriction.

For contracts with applications signed on or after June 16 through Dec. 4, 2003:	You may transfer contract values from the one-year fixed account to the subaccounts or GPAs once a year on or within 30 days before or after the contract anniversary (except for automated transfers, which can be set up at any time for certain transfer periods subject to certain minimums). The amount of contract value transferred to the GPAs or the one-year fixed account cannot result in the value of the GPAs and the one-year fixed account in total being greater than 30% of the

 30  EVERGREEN ESSENTIAL VARIABLE ANNUITY — PROSPECTUS

contract value. Total transfers out of the GPAs and one-year fixed account in any contract year are limited to 30% of the total value of the GPAs and one-year fixed account at the beginning of the contract year or $10,000, whichever is greater. Because of this limitation, it may take you several years to transfer all your contract value from the one-year fixed account. You should carefully consider whether the one-year fixed account meets your investment criteria before you invest.

For contracts with applications signed on or after Dec. 5, 2003:	You may transfer contract values from the one-year fixed account to the subaccounts or GPAs once a year on or within 30 days before or after the contract anniversary (except for automated transfers, which can be set up at any time for certain transfer periods subject to certain minimums). The amount of contract value transferred to the one-year fixed account cannot result in the value of the one-year fixed account in total being greater than 30% of the contract value. We reserve the right to further limit transfers to the one-year fixed account and/or GPAs if the interest rate we are then crediting on new purchase payments allocated to the one-year fixed account is equal to the minimum interest rate stated in the contract. Total transfers out of the one-year fixed account in any contract year are limited to 30% of the one-year fixed account value at the beginning of the contract year or $10,000, whichever is greater. Because of this limitation, it may take you several years to transfer all your contract value from the one-year fixed account. You should carefully consider whether the one-year fixed account meets your investment criteria before you invest.

Transfers from the one-year fixed account are not subject to an MVA.

•	You may transfer contract values from a GPA any time after 60 days of transfer or payment allocation to the account. Transfers made more than 30 days before the end of the Guarantee Period will receive a MVA*, which may result in a gain or loss of contract value.

•	If we receive your request on or within 30 days before or after the contract anniversary date, the transfer from the one-year fixed account to the GPAs will be effective on the valuation date we receive it.

•	If you select a variable annuity payout, once annuity payouts begin, you may make transfers once per contract year among the subaccounts and we reserve the right to limit the number of subaccounts in which you may invest.

•	Once annuity payouts begin, you may not make any transfers to the GPAs.

*	Unless the transfer is an automated transfer from the two-year GPA as part of a dollar-cost averaging program or an Interest Sweep strategy.

Market Timing
Market timing can reduce the value of your investment in the contract. If market timing causes the returns of an underlying fund to suffer, contract value you have allocated to a subaccount that invests in that underlying fund will be lower too. Market timing can cause you, any joint owner of the contract and your beneficiary(ies) under the contract a financial loss.

Funds available as investment options under the contract that invest in securities that trade in overseas securities markets may be at greater risk of loss from market timing, as market timers may seek to take advantage of changes in the values of securities between the close of overseas markets and the close of U.S. markets. Also, the risks of market timing may be greater for underlying funds that invest in securities such as small cap stocks, high yield bonds, or municipal securities, that may be traded infrequently.

We seek to prevent market timing. Market timing is frequent or short-term trading activity. We do not accommodate short-term trading activities. Do not buy a contract if you wish to use short-term trading strategies to manage your investment. The market timing policies and procedures described below apply to transfers among the subaccounts within the contract. The underlying funds in which the subaccounts invest have their own market timing policies and procedures. The market timing policies of the underlying funds may be more restrictive than the market timing policies and procedures we apply to transfers among the subaccounts of the contract, and may include redemption fees. We reserve the right to modify our market timing policies and procedures at any time without prior notice to you.

Market timing may hurt the performance of an underlying fund in which a subaccount invests in several ways, including but not necessarily limited to:

•	diluting the value of an investment in an underlying fund in which a subaccount invests;

•	increasing the transaction costs and expenses of an underlying fund in which a subaccount invests; and,

EVERGREEN ESSENTIAL VARIABLE ANNUITY — PROSPECTUS 31

•	preventing the investment adviser(s) of an underlying fund in which a subaccount invests from fully investing the assets of the fund in accordance with the fund’s investment objectives.

In order to help protect you and the underlying funds from the potentially harmful effects of market timing activity, we apply the following market timing policy to discourage frequent transfers of contract value among the subaccounts of the variable account:

We try to distinguish market timing from transfers that we believe are not harmful, such as periodic rebalancing for purposes of an asset allocation, dollar-cost averaging and asset rebalancing program that may be described in this prospectus. There is no set number of transfers that constitutes market timing. Even one transfer in related accounts may be market timing. We seek to restrict the transfer privileges of a contract owner who makes more than three subaccount transfers in any 90 day period. We also reserve the right to refuse any transfer request, if, in our sole judgment, the dollar amount of the transfer request would adversely affect unit values.

If we determine, in our sole judgment, that your transfer activity constitutes market timing, we may modify, restrict or suspend your transfer privileges to the extent permitted by applicable law, which may vary based on the state law that applies to your contract and the terms of your contract. These restrictions or modifications may include, but not be limited to:

•	requiring transfer requests to be submitted only by first-class U.S. mail;

•	not accepting hand-delivered transfer requests or requests made by overnight mail;

•	not accepting telephone or electronic transfer requests;

•	requiring a minimum time period between each transfer;

•	not accepting transfer requests of an agent acting under power of attorney;

•	limiting the dollar amount that you may transfer at any one time;

•	suspending the transfer privilege; or

•	modifying instructions under an automated transfer program to exclude a restricted fund if you do not provide new instructions.

Subject to applicable state law and the terms of each contract, we will apply the policy described above to all contract owners uniformly in all cases. We will notify you in writing after we impose any modification, restriction or suspension of your transfer rights.

We cannot guarantee that we will be able to identify and restrict all market timing activity. Because we exercise discretion in applying the restrictions described above, we cannot guarantee that we will be able to restrict all market timing activity. In addition, state law and the terms of some contracts may prevent us from stopping certain market timing activity. Market timing activity that we are unable to identify and/or restrict may impact the performance of the underlying funds and may result in lower contract values.

In addition to the market timing policy described above, which applies to transfers among the subaccounts within your contract, you should carefully review the market timing policies and procedures of the underlying funds. The market timing policies and procedures of the underlying funds may be materially different than those we impose on transfers among the subaccounts within your contract and may include mandatory redemption fees as well as other measures to discourage frequent transfers. As an intermediary for the underlying funds, we are required to assist them in applying their market timing policies and procedures to transactions involving the purchase and exchange of fund shares. This assistance may include, but not be limited to, providing the underlying fund upon request with your Social Security Number, Taxpayer Identification Number or other United States government-issued identifier, and the details of your contract transactions involving the underlying fund. An underlying fund, in its sole discretion, may instruct us at any time to prohibit you from making further transfers of contract value to or from the underlying fund, and we must follow this instruction. We reserve the right to administer and collect on behalf of an underlying fund any redemption fee imposed by an underlying fund. Market timing policies and procedures adopted by underlying funds may affect your investment in the contract in several ways, including but not limited to:

•	Each fund may restrict or refuse trading activity that the fund determines, in its sole discretion, represents market timing.

•	Even if we determine that your transfer activity does not constitute market timing under the market timing policies described above which we apply to transfers you make under the contract, it is possible that the underlying fund’s market timing policies and procedures, including instructions we receive from a fund may require us to reject your transfer request. For example, while we disregard transfers permitted under any asset allocation, dollar-cost averaging and asset rebalancing programs that may be described in this prospectus, we cannot guarantee that an underlying fund’s market timing policies and procedures will do so. Orders we place to purchase fund shares for the variable account are subject to acceptance by the fund. We reserve the right to reject without prior notice to you any transfer request if the fund does not accept our order.

 32  EVERGREEN ESSENTIAL VARIABLE ANNUITY — PROSPECTUS

•	Each underlying fund is responsible for its own market timing policies, and we cannot guarantee that we will be able to implement specific market timing policies and procedures that a fund has adopted. As a result, a fund’s returns might be adversely affected, and a fund might terminate our right to offer its shares through the variable account.

•	Funds that are available as investment options under the contract may also be offered to other intermediaries who are eligible to purchase and hold shares of the fund, including without limitation, separate accounts of other insurance companies and certain retirement plans. Even if we are able to implement a fund’s market timing policies, we cannot guarantee that other intermediaries purchasing that same fund’s shares will do so, and the returns of that fund could be adversely affected as a result.

For more information about the market timing policies and procedures of an underlying fund, the risks that market timing pose to that fund, and to determine whether an underlying fund has adopted a redemption fee, see that fund’s prospectus.

HOW TO REQUEST A TRANSFER OR WITHDRAWAL

 1 By letter

Send your name, contract number, Social Security Number or Taxpayer Identification Number* and signed request for a transfer or withdrawal to our corporate office:

RiverSource Life Insurance Company
829 Ameriprise Financial Center
Minneapolis, MN 55474

Minimum amount
Transfers or withdrawals:  $500 or entire account balance

Maximum amount
Transfers or withdrawals:  Contract value or entire account balance

*	Failure to provide a Social Security Number or Taxpayer Identification Number may result in mandatory tax withholding on the taxable portion of the distribution.

 2  By automated transfers and automated partial withdrawals

Your investment professional can help you set up automated transfers or partial withdrawals among your GPAs, one-year fixed account or the subaccounts.

You can start or stop this service by written request or other method acceptable to us.

You must allow 30 days for us to change any instructions that are currently in place.

•	Automated transfers from the one-year fixed account to any one of the subaccounts may not exceed an amount that, if continued, would deplete the one-year fixed account within 12 months. For contracts issued before June 16, 2003, we have removed this restriction, and you may transfer contract values from the one-year fixed account to the subaccounts at any time. We will inform you at least 30 days in advance of the day we intend to reimpose this restriction.

For contracts with applications signed on or after June 16, 2003, the time limitations on transfers from the one-year fixed account will be enforced, and transfers out of the one-year fixed account are limited to 30% of the one-year fixed account values at the beginning of the contract year or $10,000, whichever is greater.

•	Automated withdrawals may be restricted by applicable law under some contracts.

•	You may not make additional purchase payments if automated partial withdrawals are in effect.

•	Automated partial withdrawals may result in income taxes and penalties on all or part of the amount withdrawn.

Minimum amount
Transfers or withdrawals:  $100 monthly
                           $250 quarterly, semiannually or annually

 3 By phone

Call:
1-800-333-3437

Minimum amount
Transfers or withdrawals:  $500 or entire account balance

EVERGREEN ESSENTIAL VARIABLE ANNUITY — PROSPECTUS 33

Maximum amount
Transfers:                           Contract value or entire account balance
Withdrawals:                      $25,000

We answer telephone requests promptly, but you may experience delays when the call volume is unusually high. If you are unable to get through, use the mail procedure as an alternative.

We will honor any telephone transfer or withdrawal requests that we believe are authentic and we will use reasonable procedures to confirm that they are. This includes asking identifying questions and recording calls. We will not allow a telephone withdrawal within 30 days of a phoned-in address change. As long as we follow the procedures, we (and our affiliates) will not be liable for any loss resulting from fraudulent requests.

Telephone transfers and withdrawals are automatically available. You may request that telephone transfers and withdrawals not be authorized from your account by writing to us.

Withdrawals

You may withdraw all or part of your contract at any time before annuity payouts begin by sending us a written request or calling us. If we receive your withdrawal request in good order at our corporate office before the close of business, we will process your withdrawal using accumulation unit value we calculate on the valuation date we received your withdrawal request. If we receive your withdrawal request our corporate office at or after the close of business, we will process your withdrawal using the accumulation unit value we calculate on the next valuation date after we received your withdrawal request. We may ask you to return the contract. You may have to pay a contract administrative charge, withdrawal charges or any applicable optional rider charges (see “Charges”) and federal income taxes and penalties. State and local income taxes may also apply (see “Taxes”). In addition, purchase payment credits may be reversed. You cannot make withdrawals after annuity payouts begin except under Plan E. (See “The Annuity Payout Period — Annuity Payout Plans.”)

Any partial withdrawals you take under the contract will reduce your contract value. As a result, the value of your death benefit or any optional benefits you have elected will also be reduced (see “Optional Benefits”). In addition, withdrawals you are required to take to satisfy RMDs under the Code may reduce the value of certain death benefits and optional benefits (see “Taxes — Qualified Annuities — Required Minimum Distributions”).

WITHDRAWAL POLICIES
If you have a balance in more than one account and you request a partial withdrawal, we will automatically withdraw from all your subaccounts, GPAs and/or the one-year fixed account in the same proportion as your value in each account correlates to your total contract value, unless requested otherwise. After executing a partial withdrawal, the value in the one-year fixed account and each GPA and subaccount must be either zero or at least $50.

RECEIVING PAYMENT
By regular or express mail:

•	payable to you;

•	mailed to address of record.

NOTE: We will charge you a fee if you request express mail delivery.

Normally, we will send the payment within seven days after receiving your request in good order. However, we may postpone the payment if:

–	the withdrawal amount includes a purchase payment check that has not cleared;

–	the NYSE is closed, except for normal holiday and weekend closings;

–	trading on the NYSE is restricted, according to SEC rules;

–	an emergency, as defined by SEC rules, makes it impractical to sell securities or value the net assets of the accounts; or

–	the SEC permits us to delay payment for the protection of security holders.

TSA — Special Provisions

PARTICIPANTS IN TAX-SHELTERED ANNUITIES
If the contract is intended to be used in connection with an employer sponsored 403(b) plan, additional rules relating to this contract can be found in the annuity endorsement for tax sheltered 403(b) annuities. Unless we have made special arrangements with your employer, the contract is not intended for use in connection with an employer sponsored 403(b) plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). In the event that the

 34  EVERGREEN ESSENTIAL VARIABLE ANNUITY — PROSPECTUS

employer either by affirmative election or inadvertent action causes contributions under a plan that is subject to ERISA to be made to this contract, we will not be responsible for any obligations and requirements under ERISA and the regulations thereunder, unless we have prior written agreement with the employer. You should consult with your employer to determine whether your 403(b) plan is subject to ERISA.

In the event we have a written agreement with your employer to administer the plan pursuant to ERISA, special rules apply as set forth in the TSA endorsement.

The employer must comply with certain nondiscrimination requirements for certain types of contributions under a TSA contract to be excluded from taxable income. You should consult your employer to determine whether the nondiscrimination rules apply to you.

The Code imposes certain restrictions on your right to receive early distributions from a TSA:

•	Distributions attributable to salary reduction contributions (plus earnings) made after Dec. 31, 1988, or to transfers or rollovers from other contracts, may be made from the TSA only if:

–	you are at least age 59 1/2;

–	you are disabled as defined in the Code;

–	you severed employment with the employer who purchased the contract;

–	the distribution is because of your death;

–	the distribution is due to plan termination; or

–	you are a military reservist.

•	If you encounter a financial hardship (as provided by the Code), you may be eligible to receive a distribution of all contract values attributable to salary reduction contributions made after Dec. 31, 1988, but not the earnings on them.

•	Even though a distribution may be permitted under the above rules, it may be subject to IRS taxes and penalties (see “Taxes”)

•	The above restrictions on distributions do not affect the availability of the amount credited to the contract as of Dec. 31, 1988. The restrictions also do not apply to transfers or exchanges of contract value within the contract, or to another registered variable annuity contract or investment vehicle available through the employer.

Changing Ownership

You may change ownership of your nonqualified annuity at any time by completing a change of ownership form we approve and sending it to our corporate office. The change will become binding on us when we receive and record it. We will honor any change of ownership request received in good order that we believe is authentic and we will use reasonable procedures to confirm authenticity. If we follow these procedures, we will not take any responsibility for the validity of the change.

If you have a nonqualified annuity, you may incur income tax liability by transferring, assigning or pledging any part of it. (See “Taxes.”)

If you have a qualified annuity, you may not sell, assign, transfer, discount or pledge your contract as collateral for a loan, or as security for the performance of an obligation or for any other purpose except as required or permitted by the Code. However, if the owner is a trust or custodian, or an employer acting in a similar capacity, ownership of the contract may be transferred to the annuitant.

Please consider carefully whether or not you wish to change ownership of your annuity contract. If you elected any optional contract features or riders, the new owner and annuitant will be subject to all limitations and/or restrictions of those features or riders just as if they were purchasing a new contract. If you have a GMIB and/or Benefit Protector Plus Death Benefit rider, the rider will terminate upon transfer of ownership of your annuity contract. Continuance of the Benefit Protector rider is optional. (see “Optional Benefits”).

Benefits in Case of Death

There are three death benefit options under your contract:

•	Return of Purchase Payments death benefit (ROP);

•	Maximum Anniversary Value death benefit (MAV); and

•	Enhanced Death Benefit (EDB).

If it is available in your state and if both you and the annuitant are 79 or younger at contract issue, you can elect any one of the above death benefits. If either you or the annuitant are 80 or older at contract issue, the ROP death benefit will apply. If

EVERGREEN ESSENTIAL VARIABLE ANNUITY — PROSPECTUS 35

you select a GMIB, you must elect either the MAV death benefit or the EDB. Once you elect a death benefit option, you cannot change it. We show the option that applies in your contract. The combination of the contract, withdrawal charge schedule and death benefit option you select determines the mortality and expense risk fee that is assessed against the subaccounts. (See “Charges — Mortality and Expense Risk Fee.”)

Under all options, we will pay the death benefit to your beneficiary upon the earlier of your death or the annuitant’s death if you die before the retirement start date while this contract is in force. We will base the benefit paid on the death benefit coverage you chose when you purchased the contract. If a contract has more than one person as the owner, we will pay benefits upon the first to die of any owner or the annuitant.

RETURN OF PURCHASE PAYMENTS DEATH BENEFIT

The ROP death benefit is intended to help protect your beneficiaries financially in that they will never receive less than your purchase payments adjusted for withdrawals. If you or the annuitant die before annuity payouts begin while this contract is in force, we will pay the beneficiary the greater of these two values less any purchase payment credits subject to reversal, minus any applicable rider charges:

1.	contract value; or

2.	total purchase payments plus purchase payments credits applied to the contract minus adjusted partial withdrawals.

Adjusted partial withdrawals for the ROP or MAV death benefit	=	PW × DB CV

PW = the amount by which the contract value is reduced as a result of the partial withdrawal.

DB = the death benefit on the date of (but prior to) the partial withdrawal.

CV = contract value on the date of (but prior to) the partial withdrawal.

Example

•	You purchase the contract with a payment of $20,000.

•	On the first contract anniversary you make an additional purchase payment of $5,000.

•	During the second contract year the contract value falls to $22,000 and you take a $1,500 partial withdrawal.

•	During the third contract year the contract value grows to $23,000.

We calculate the ROP death benefit as follows:
Contract value at death:	$23,000.00

Purchase payments and purchase payment credits minus adjusted partial withdrawals:
Total purchase payments and purchase payment credits:	$25,000.00
minus adjusted partial withdrawals calculated as:
$1,500 × $25,000 =	–1,704.55
$22,000

for a death benefit of:	$23,295.45

ROP death benefit, calculated as the greatest of these two values:	$23,295.45

MAXIMUM ANNIVERSARY VALUE DEATH BENEFIT
The MAV death benefit is intended to help protect your beneficiaries financially while your investments have the opportunity to grow. This is an optional benefit that you may select for an additional charge (see “Charges”). The MAV death benefit does not provide any additional benefit before the first contract anniversary and it may not be appropriate for issue ages 75 to 79 because the benefit values may be limited at age 81. Be sure to discuss with your investment professional whether or not the MAV death benefit is appropriate for your situation.

If the MAV death benefit is available in your state and both you and the annuitant are age 79 or younger at contract issue, you may choose to add the MAV death benefit to your contract at the time of purchase. Once you select the MAV death benefit, you may not cancel it. If you choose to add a GMIB rider to your contract, you must elect either the MAV death benefit or the EDB.

The MAV death benefit provides that if you or the annuitant die before annuity payouts begin while this contract is in force, we will pay the beneficiary the greatest of these three values less any purchase payment credits subject to reversal, minus any applicable rider charges:

1.	contract value;

 36  EVERGREEN ESSENTIAL VARIABLE ANNUITY — PROSPECTUS

2.	total purchase payments plus purchase payment credits minus adjusted partial withdrawals; or

3.	the MAV on the date of death.

Maximum anniversary value (MAV): MAV is a value we calculate on each contract anniversary through age 80. There is no MAV prior to the first contract anniversary. On the first contract anniversary we set the MAV equal to the highest of: (a) your current contract value, or (b) total purchase payments and purchase payment credits minus adjusted partial withdrawals. Every contract anniversary after that, through age 80, we compare the previous anniversary’s MAV (plus any purchase payments and purchase payment credits since that anniversary minus adjusted partial withdrawals since that anniversary) to the current contract value and we reset the MAV to the highest value. We stop resetting the MAV when you or the annuitant reach age 81. However, we continue to add subsequent purchase payments and purchase payment credits and subtract adjusted partial withdrawals from the MAV.

Example

•	You purchase the contract with a payment of $20,000.

•	On the first contract anniversary the contract value grows to $24,000.

•	During the second contract year the contract value falls to $22,000, at which point you take a $1,500 partial withdrawal, leaving a contract value of $20,500.

We calculate the MAV death benefit as follows:
Contract value at death:	$20,500.00

Purchase payments and purchase payment credits minus adjusted partial withdrawals:
Total purchase payments and purchase payment credits:	$20,000.00
minus the death benefit adjusted partial withdrawals, calculated as:
$1,500 × $20,000 $22,000 =	–1,363.64
for a death benefit of:	$18,636.36

The MAV immediately preceding the date of death:
Greatest of your contract anniversary contract values:	$24,000.00
plus purchase payments and purchase payment credits made since the prior anniversary:	+0.00
minus the death benefit adjusted partial withdrawals, calculated as:
$1,500 × $24,000 $22,000 =	–1,636.36
for a MAV death benefit of:	$22,363.64

The MAV death benefit, calculated as the greatest of these three values:	$22,363.64

ENHANCED DEATH BENEFIT
The EDB is intended to help protect your beneficiaries financially while your investments have the opportunity to grow. This is an optional benefit that you may select for an additional charge (see “Charges”). The EDB does not provide any additional benefit before the first contract anniversary and it may not be appropriate for issue ages 75 to 79 because the benefit values may be limited at age 81. Benefit Protector and Benefit Protector Plus are not available with EDB. Be sure to discuss with your investment professional whether or not the EDB is appropriate for your situation.

If the EDB is available in your state and both you and the annuitant are 79 or younger at contract issue, you may choose to add the EDB to your contract at the time of purchase. If you choose to add a GMIB rider to your contract, you must elect either the MAV death benefit or the EDB.

The EDB provides that if you or the annuitant die before annuity payouts begin while this contract is in force, we will pay the beneficiary the greatest of these four values; less purchase payment credits subject to reversal, minus any applicable rider charges:

1.	contract value;

2.	total purchase payments plus purchase payment credits applied to the contract minus adjusted partial withdrawals;

3.	the MAV on the date of death; or

4.	the 5% rising floor.

EVERGREEN ESSENTIAL VARIABLE ANNUITY — PROSPECTUS 37

5% rising floor: This is the sum of the value of your GPAs, the one-year fixed account and the variable account floor. There is no variable account floor prior to the first contract anniversary. On the first contract anniversary, we establish the variable account floor as:

•	the amounts allocated to the subaccounts at issue increased by 5%,

•	plus any subsequent amounts allocated to the subaccounts,

•	minus adjusted transfers and partial withdrawals from the subaccounts.

Thereafter, we continue to add subsequent amounts allocated to the subaccounts and subtract adjusted transfers and partial withdrawals from the subaccounts. On each contract anniversary after the first, through age 80, we add an amount to the variable account floor equal to 5% of the prior anniversary’s variable account floor. We stop adding this amount after you or the annuitant reach age 81.

5% rising floor adjusted transfers or partial withdrawals	=	PWT × VAF SV

PWT	=	the amount by which the contract value in the subaccounts is reduced as a result of the partial withdrawal from the subaccounts.
VAF	=	variable account floor on the date of (but prior to) the transfer or partial withdrawal.
SV	=	value of the subaccounts on the date of (but prior to) the transfer or partial withdrawal.

Example

•	You purchase the contract with a payment of $25,000 with $5,000 allocated to the one-year fixed account and $20,000 allocated to the subaccounts.

•	On the first contract anniversary the one-year fixed account value is $5,200 and the subaccount value is $17,000. Total contract value is $22,200.

•	During the second contract year the one-year fixed account value is $5,300 and the subaccount value is $19,000. Total contract value is $24,300. You take a $1,500 partial withdrawal all from the subaccounts, leaving the contract value at $22,800.

The death benefit is calculated as follows:
Contract value at death:	$22,800.00

Purchase payments and purchase payment credits minus adjusted partial withdrawals:
Total purchase payments and purchase payment credits:	$25,000.00
minus adjusted partial withdrawals, calculated as:
$1,500 × $25,000 $24,300 =	–1,543.21
for a return of purchase payment death benefit of:	$23,456.79

The MAV immediately preceding the date of death:
Greatest of your contract anniversary contract values:	$25,000.00
plus purchase payments and purchase payment credits made since the prior anniversary:	+0.00
minus adjusted partial withdrawals made since that anniversary, calculated as:
$1,500 × $25,000 $24,300 =	–1,543.21
for a MAV death benefit of:	$23,456.79

The 5% rising floor:
The variable account floor on the first contract anniversary, calculated as: 1.05 x $20,000 =	$21,000.00
plus amounts allocated to the subaccounts since that anniversary:	+0.00
minus the 5% rising floor adjusted partial withdrawal from the subaccounts, calculated as:
$1,500 × $21,000 $19,000 =	–$1,657.89
variable account floor benefit:	$19,342.11
plus the one-year fixed account value:	+5,300.00
5% rising floor (value of the GPAs, one-year fixed account and the variable account floor):	$24,642.11

EDB, calculated as the greatest of these three values:	$24,642.11

 38  EVERGREEN ESSENTIAL VARIABLE ANNUITY — PROSPECTUS

IF YOU DIE BEFORE YOUR RETIREMENT DATE
When paying the beneficiary, we will process the death claim on the valuation date our death claim requirements are fulfilled. We will determine the contract’s value using the accumulation unit value we calculate on that valuation date. We pay interest, if any, at a rate no less than required by law. If requested, we will mail payment to the beneficiary within seven days after our death claim requirements are fulfilled.

Nonqualified annuities
If your spouse is sole beneficiary and you die before the retirement date, your spouse may keep the contract as owner with the contract value equal to the death benefit that would otherwise have been paid. To do this your spouse must give us written instructions to continue the contract as owner. There will be no withdrawal charges on the contract from that point forward unless additional purchase payments are made. If you elected any optional contract features or riders, your spouse and the new annuitant (if applicable) will be subject to all limitations and/or restrictions of those features or riders just as if they were purchasing a new contract. The GMIB and Benefit Protector Plus riders, if selected, will terminate. Continuance of the Benefit Protector rider is optional. (See “Optional Benefits.”)

If your beneficiary is not your spouse, we will pay the beneficiary in a single sum unless you give us other written instructions. Generally, we must fully distribute the death benefit within five years of your death. However, the beneficiary may receive payouts under any annuity payout plan available under this contract if:

•	the beneficiary asks us in writing within 60 days after the day on which all documents have been received that prove your death has occurred; and

•	payouts begin no later than one year after your death, or other date as permitted by the IRS; and

•	the payout period does not extend beyond the beneficiary’s life or life expectancy.

Qualified annuities

•	Spouse beneficiary: If you have not elected an annuity payout plan, and if your spouse is the sole beneficiary, your spouse may either elect to treat the contract as his/her own, so long as he or she is eligible to do so, or elect an annuity payout plan or another plan agreed to by us. If your spouse elects a payout option, the payouts must begin no later than the year in which you would have reached age 70 1/2. If you attained age 70 1/2 at the time of death, payouts must begin no later than Dec. 31 of the year following the year of your death.

Your spouse may elect to assume ownership of the contract at any time before annuity payouts begin. If your spouse elects to assume ownership of the contract, the contract value will be equal to the death benefit that would otherwise have been paid. There will be no withdrawal charges on the contract from that point forward unless additional purchase payments are made. If you elected any optional contract features or riders, your spouse and the new annuitant (if applicable) will be subject to all limitations and/or restrictions of those features or riders just as if they were purchasing a new contract. The GMIB and the Benefit Protector Plus riders, if selected, will terminate. Continuance of the Benefit Protector rider is optional. (See “Optional Benefits.”)

•	Non-spouse beneficiary: If you have not elected an annuity payout plan, and if death occurs prior to the year you would have attained age 70 1/2, the beneficiary may elect to receive payouts from the contract over a five year period. If your beneficiary does not elect a five year payout, or if your death occurs after attaining age 70 1/2, we will pay the beneficiary in a single sum unless the beneficiary elects to receive payouts under any payout plan available under this contract if:

•	the beneficiary asks us in writing within 60 days after the day on which all documents have been received that prove your death has occurred; and

•	payouts begin no later than one year following the year of your death; and

•	the payout period does not extend beyond the beneficiary’s life or life expectancy.

If a beneficiary elects an alternative payment plan which is an inherited IRA, all optional death benefits and living benefits will terminate. In the event of your beneficiary’s death, their beneficiary can elect to take a lump sum payment or to continue the alternative payment plan following the schedule of minimum withdrawals established based on the life expectancy of your beneficiary.

•	Annuity payout plan: If you elect an annuity payout plan which guarantees payouts to a beneficiary after your death, the payouts to your beneficiary will continue pursuant to the annuity payout plan you elect.

Optional Benefits

The assets held in our general account support the guarantees under your contract, including optional death benefits and optional living benefits. To the extent that we are required to pay you amounts in addition to your contract value under these benefits, such amounts will come from our general account assets. You should be aware that our general account is exposed to

EVERGREEN ESSENTIAL VARIABLE ANNUITY — PROSPECTUS 39

the risks normally associated with a portfolio of fixed-income securities, including interest rate, option, liquidity and credit risk. The financial statements contained in the SAI include a further discussion of the risks inherent within the investments of the general account.

GUARANTEED MINIMUM INCOME BENEFIT RIDER (GMIB)
There are two GMIB rider options available under your contract. Both GMIB riders are intended to provide you with a guaranteed minimum lifetime income regardless of the volatility inherent in the investments in the subaccounts. If you select either GMIB rider option:

•	you must hold the GMIB for 7 years,

•	the GMIB rider terminates* 30 days following the contract anniversary after the annuitant’s 86th birthday,

•	you can only exercise the GMIB within 30 days after a contract anniversary, and

•	there are additional costs associated with the rider.

*	The rider and annual fee terminate 30 days following the contract anniversary after the annuitant’s 86th birthday, however, if you exercise the GMIB rider before this time, your benefits will continue according to the annuity payout plan you have selected.

If you are purchasing the contract as a qualified annuity, such as an IRA, and you are planning to begin annuity payouts after the date on which minimum distributions required by the IRS must begin, you should consider whether the GMIB is appropriate for you. Partial withdrawals you take from the contract, including those taken to satisfy RMDs, will reduce the GMIB benefit base (defined below), which in turn may reduce or eliminate the amount of any annuity payments available under the rider (see “Taxes — Qualified Annuities — Required Minimum Distributions”). Consult a tax advisor before you purchase any GMIB with a qualified annuity, such as an IRA.

If either GMIB rider is available in your state and the annuitant is 75 or younger at contract issue, you may choose to add this optional benefit at the time you purchase your contract for an additional charge. If the annuitant is between age 73 and age 75 at contract issue, you should consider whether a GMIB rider is appropriate for your situation. Be sure to discuss with your investment professional whether either GMIB rider option is appropriate for your situation.

The amount of the fee is determined by the GMIB rider option you select (see “Charges — GMIB Rider Fee”). If you select a GMIB rider, you must also elect the MAV death benefit or the EDB at the time you purchase your contract. The PCR rider is not available with either GMIB rider. The effective date of the GMIB rider will be the contract issue date.

In some instances, we may allow you to add a GMIB rider to your contract at a later date if it was not available when you initially purchased your contract. In these instances, we would add the GMIB rider on the next contract anniversary and this would become the rider effective date. For purposes of calculating the GMIB benefit base under these circumstances, we consider the contract value on the rider effective date to be the initial purchase payment; we disregard all previous purchase payments, purchase payment credits, transfers and withdrawals in the GMIB calculations.

Investment selection: Under either GMIB rider, you may allocate your purchase payments and purchase payment credits or transfers to any of the subaccounts, the GPAs or the one-year fixed account. However, we reserve the right to limit the amount you allocate to subaccounts investing in RiverSource Variable Portfolio – Cash Management Fund to 10% of the total amount in the subaccounts. If we are required to activate this restriction, and you have more than 10% of your subaccount value in this fund, we will send you a notice and ask that you reallocate your contract value so that the 10% limitation is satisfied within 60 days. We will terminate the GMIB rider if you have not satisfied the limitation after 60 days.

You may select one of the following GMIB rider options:

•	GMIB – Maximum Anniversary Value (MAV); or

•	GMIB – 6% Rising Floor.

GMIB – MAV
GMIB benefit base:
If the GMIB – MAV is elected at contract issue, the GMIB benefit base is the greatest of these three values:

1.	contract value;

2.	total purchase payments and purchase payment credits minus adjusted partial withdrawals; or

3.	the MAV.

MAV is a value we calculate on the first contract anniversary as the highest of: (a) your current contract value, or (b) total purchase payments and purchase payment credits minus adjusted partial withdrawals. There is no MAV prior to the first contact anniversary. Every contract anniversary after that through age 80, we compare the previous anniversary’s MAV (plus any purchase payments and purchase payment credits since that anniversary minus adjusted partial withdrawals since that anniversary) to the current contract value and we reset the MAV to the highest value. We stop resetting the MAV after you or

 40  EVERGREEN ESSENTIAL VARIABLE ANNUITY — PROSPECTUS

the annuitant reach age 81. However, we continue to add subsequent purchase payments and purchase payment credits and subtract adjusted partial withdrawals from the MAV.

Keep in mind, the MAV is limited at age 81.

We reserve the right to exclude from the GMIB benefit base any purchase payment and purchase payment credits made in the five years before you exercise the GMIB – MAV. We would do so only if such payments and credit total $50,000 or more or if they are 25% or more of total contract payments and credits. If we exercise this right, we subtract each payment and purchase payment credit adjusted for market value from the contract value and the MAV.

For each payment and purchase payment credit, we calculate the market value adjustment to the contract value and the MAV as:

PMT	×	CVG

ECV

PMT =	each purchase payment and purchase payment credit made in the five years before you exercise the GMIB – MAV.

CVG =	current contract value at the time you exercise the GMIB – MAV.

ECV =	the estimated contract value on the anniversary prior to the payment in question. We assume that all payments, purchase payment credits and partial withdrawals occur at the beginning of a contract year.

Exercising the GMIB – MAV:

•	you may only exercise the GMIB – MAV within 30 days after any contract anniversary following the expiration of a seven-year waiting period from the rider effective date.

•	the annuitant must be between 50 and 86 years old on the date the rider is exercised.

•	you can only take an annuity payout under one of the following annuity payout plans:

–	Plan A — Life Annuity – no refund

–	Plan B — Life Annuity with ten years certain

–	Plan D — Joint and last survivor life annuity – no refund

•	You may change the annuitant for the payouts.

When you exercise your GMIB-MAV, you may select a fixed or variable annuity payout plan. Fixed annuity payouts are calculated using the annuity purchase rates based on the “1983 Individual Annuitant Mortality Table A” with 100% Projection Scale G and an interest rate of 3%. Your annuity payouts remain fixed for the lifetime of the annuity payout period.

First year variable annuity payouts are calculated in the same manner as fixed annuity payouts. Once calculated, your annuity payouts remain unchanged for the first year. After the first year, subsequent annuity payouts are variable and depend on the performance of the subaccounts you select. Variable annuity payouts after the first year are calculated using the following formula:

Pt–1 (1 + i) 1.05	= Pt

Pt–1	= prior annuity payout
Pt	= current annuity payout
i	= annualized subaccount performance

Each subsequent variable annuity payout could be more or less than the previous variable annuity payout if the subaccount investment performance is greater or less than the 5% assumed investment rate. If your subaccount performance equals 5%, your annuity payout will be unchanged from the previous annuity payout. If your subaccount performance is in excess of 5%, your variable annuity payout will increase from the previous annuity payout. If your subaccount investment performance is less than 5%, your variable annuity payout will decrease from the previous annuity payout.

The GMIB – MAV benchmarks the contract growth at each anniversary against several comparison values and sets the GMIB benefit base equal to the largest value of the MAV, purchase payments and purchase payment credits minus adjusted partial withdrawals or the contract value. The GMIB benefit base, less any applicable premium tax, is the value we apply to the GMIB – MAV annuity purchase described above. If the GMIB benefit base is greater than the contract value, the GMIB – MAV may provide a higher annuity payout level than is otherwise available. However, the GMIB – MAV uses guaranteed annuity purchase rates which may result in annuity payouts that are less than those using the annuity purchase rates that we will apply at annuitization under the standard contract provisions. Therefore, the level of income provided by the GMIB – MAV may be less than the income the contract otherwise provided. If the annuity payouts through the standard contract provisions are more favorable than the payouts available through the GMIB – MAV, you will receive the higher standard payout. The GMIB – MAV does not create contract value or guarantee the performance of any investment option.

EVERGREEN ESSENTIAL VARIABLE ANNUITY — PROSPECTUS 41

Terminating the GMIB – MAV:

•	You may terminate the GMIB – MAV within 30 days after the first rider anniversary.

•	You may terminate the GMIB – MAV any time after the seventh rider anniversary.

•	The GMIB – MAV will terminate on the date:

–	you make a full withdrawal from the contract;

–	a death benefit is payable; or

–	you choose to begin taking annuity payouts under the regular contract provisions.

•	The GMIB – MAV will terminate* 30 days following the contract anniversary after the annuitant’s 86th birthday.

*	The rider and annual fee terminate 30 days following the contract anniversary after the annuitant’s 86th birthday, however, if you exercise the GMIB rider before this time, your benefits will continue according to the annuity payout plan you have selected.

Example

•	You purchase the contract during the 2004 calendar year with a payment of $100,000 and we add a $1,000 purchase payment credit to your contract. You allocate all your purchase payments and purchase payment credits to the subaccounts.

•	There are no additional purchase payments and no partial withdrawals.

•	Assume the annuitant is male and age 55 at contract issue. For the joint and last survivor option (annuity payout Plan D), the joint annuitant is female and age 55 at contract issue.

Taking into account fluctuations in contract value due to market conditions, we calculate the GMIB benefit base as:

Contract				GMIB
anniversary	Contract value	Purchase payments	MAV	benefit base

1	$107,000	$101,000	$107,000

2	125,000	101,000	125,000

3	132,000	101,000	132,000

4	150,000	101,000	150,000

5	85,000	101,000	150,000

6	120,000	101,000	150,000

7	138,000	101,000	150,000	$150,000

8	152,000	101,000	152,000	152,000

9	139,000	101,000	152,000	152,000

10	126,000	101,000	152,000	152,000

11	138,000	101,000	152,000	152,000

12	147,000	101,000	152,000	152,000

13	163,000	101,000	163,000	163,000

14	159,000	101,000	163,000	163,000

15	215,000	101,000	215,000	215,000

NOTE: The MAV value is limited at age 81, but, the GMIB benefit base may increase if the contract value increases. However, you should keep in mind that you are always entitled to annuitize using the contract value without exercising the GMIB.

If you annuitize the contract within 30 days after a contract anniversary, the payout under a fixed annuity option (which is the same as the minimum payout for the first year under a variable annuity option) would be:

			Minimum Guaranteed Monthly Income
Contract		Plan A –	Plan B –	Plan D – joint and
anniversary	GMIB	life annuity —	life annuity with	last survivor life
at exercise	benefit base	no refund	ten years certain	annuity — no refund

10	$152,000 (MAV)	$784.32	$763.04	$627.76

15	215,000 (Contract Value = MAV)	1,268.50	1,210.45	982.55

The payouts above are based on the “1983 Individual Annuitant Mortality Table A” with 100% Projection Scale G and an interest rate of 3%. Payouts under the standard provisions of this contract will be based on our annuity rates in effect at

 42  EVERGREEN ESSENTIAL VARIABLE ANNUITY — PROSPECTUS

annuitization and are guaranteed to be greater than or equal to the guaranteed annuity rates stated in Table B of the contract. The fixed annuity payout available under the standard provisions of this contract would be at least as great as shown below:

Contract		Plan A –	Plan B –	Plan D – joint and
anniversary		life annuity —	life annuity with	last survivor life
at exercise	Contract value	no refund	ten years certain	annuity — no refund

10	$126,000	$650.16	$632.52	$520.38

15	215,000	1,268.50	1,210.45	982.55

In the above example, at the 15th contract anniversary you would not experience a benefit from the GMIB as the payout available to you is equal to or less than the payout available under the standard provisions of the contract. When the GMIB – MAV payout is less than the payout available under the standard provisions of the contract, you will receive the higher standard payout.

Remember that after the first year, lifetime income payouts under a variable annuity payout option will depend on the investment performance of the subaccounts you select. If your subaccount performance is 5%, your annuity payout will be unchanged from the previous annuity payout. If your subaccount performance is in excess of 5%, your variable annuity payout will increase from the previous annuity payout. If your subaccount investment performance is less than 5%, your variable annuity payout will decrease from the previous annuity payout.

GMIB – 6% Rising Floor
GMIB benefit base:
If the GMIB – 6% Rising Floor is elected at contract issue, the GMIB benefit base is the greatest of these three values:

1.	contract value;

2.	total purchase payments and purchase payment credits minus adjusted partial withdrawals; or

3.	the 6% variable account rising floor.

6% rising floor: This is the sum of the value of the GPAs, one-year fixed account and the variable account floor. We calculate the variable account floor on each contract anniversary through age 80. There is no variable account floor prior to the first contract anniversary. On the first contract anniversary, we set the variable account floor equal to:

•	the initial purchase payments allocated to the subaccounts increased by 6%,

•	plus any subsequent amounts allocated to the subaccounts, and

•	minus adjusted transfers or partial withdrawals from the subaccounts.

Every contract anniversary after that, through age 80, we reset the variable account floor by accumulating the prior anniversary’s variable account floor at 6% then adding any subsequent amounts allocated to the subaccounts and subtracting any adjusted transfers or partial withdrawals from the subaccounts. We stop resetting the variable account floor after you or the annuitant reach age 81. However, we continue to add subsequent amounts you allocate to the subaccounts and subtract adjusted transfers or partial withdrawals from the subaccounts. We calculate adjusted transfers or partial withdrawals for the 6% rising floor using the same formula as adjusted transfers or partial withdrawals for the 5% rising floor.

Keep in mind that the 6% rising floor is limited at age 81.

We reserve the right to exclude from the GMIB benefit base any purchase payments and purchase payment credits you make in the five years before you exercise the GMIB. We would do so only if such payments total $50,000 or more or if they are 25% or more of total contract payments and credits. If we exercise this right, we:

•	subtract each payment adjusted for market value from the contract value.

•	subtract each payment from the 6% rising floor. We adjust the payments made to the GPAs and the one-year fixed account for market value. We increase payments allocated to the subaccounts by 6% for the number of full contract years they have been in the contract before we subtract them from the 6% rising floor.

For each payment and purchase payment credit, we calculate the market value adjustment to the contract value, the GPAs and the one-year fixed account value of the 6% rising floor as:

PMT × CVG ECV

PMT =	each purchase payment and purchase payment credit made in the five years before you exercise the GMIB.

CVG =	current contract value at the time you exercise the GMIB.

ECV =	the estimated contract value on the anniversary prior to the payment in question. We assume that all payments, purchase payment credits and partial withdrawals occur at the beginning of a contract year.

EVERGREEN ESSENTIAL VARIABLE ANNUITY — PROSPECTUS 43

For each payment, we calculate the 6% increase of payments allocated to the subaccounts as:

PMT × (1.06)CY

CY =	the full number of contract years the payment has been in the contract.

Exercising the GMIB – 6% Rising Floor:

•	you may only exercise the GMIB – 6% Rising Floor within 30 days after any contract anniversary following the expiration of a seven-year waiting period from the rider effective date.

•	the annuitant must be between 50 and 86 years old on the date the rider is exercised.

•	you can only take an annuity payout under one of the following annuity payout plans:

– Plan A —	Life Annuity – no refund

– Plan B —	Life Annuity with ten years certain

– Plan D —	Joint and last survivor life annuity – no refund

•	You may change the annuitant for the payouts.

When you exercise your GMIB – 6% Rising Floor, you may select a fixed or variable annuity payout plan. Fixed annuity payouts are calculated using the annuity purchase rates based on the “1983 Individual Annuitant Mortality Table A” with 100% Projection Scale G and an interest rate of 2.5%. Your annuity payouts remain fixed for the lifetime of the annuity payout period.

First year variable annuity payouts are calculated in the same manner as fixed annuity payouts. Once calculated, your annuity payouts remain unchanged for the first year. After the first year, subsequent annuity payouts are variable and depend on the performance of the subaccounts you select. Variable annuity payouts are calculated using the following formula:

Pt–1 (1 + i) 1.05	= Pt

Pt–1	= prior annuity payout
Pt	= current annuity payout
i	= annualized subaccount performance

Each subsequent variable annuity payout could be more or less than the previous variable annuity payout if the subaccount investment performance is greater or less than the 5% assumed investment rate. If your subaccount performance equals 5%, your annuity payout will be unchanged from the previous annuity payout. If your subaccount performance is in excess of 5%, your variable annuity payout will increase from the previous annuity payout. If your subaccount investment performance is less than 5%, your variable annuity payout will decrease from the previous annuity payout.

The GMIB – 6% Rising Floor benchmarks the contract growth at each anniversary against several comparison values and sets the GMIB benefit base equal to the largest value of the 6% rising floor, ROP or contract value. The GMIB benefit base, less any applicable premium tax, is the value we apply to the guaranteed annuity purchase rates we use in the 2.5% Table to calculate the minimum annuity payouts you will receive if you exercise the GMIB – 6% Rising Floor. If the GMIB benefit base is greater than the contract value, the GMIB – 6% Rising Floor may provide a higher annuity payout level than is otherwise available. However, the GMIB – 6% Rising Floor uses annuity purchase rates that may be more conservative than the annuity purchase rates than we will apply at annuitization under the standard contract provisions. Therefore, the level of income provided by the GMIB – 6% Rising Floor may be less than the income the contract otherwise provided. If the annuity payouts through the standard contract provisions are more favorable than the payouts available through the GMIB – 6% Rising Floor, you will receive the higher standard payout. The GMIB – 6% Rising Floor does not create contract value or guarantee the performance of any investment option.

Terminating the GMIB – 6% Rising Floor:

•	You may terminate the GMIB – 6% Rising Floor within 30 days after the first rider anniversary.

•	You may terminate the GMIB – 6% Rising Floor any time after the seventh rider anniversary.

•	The GMIB – 6% Rising Floor will terminate on the date:

–	you make a full withdrawal from the contract;

–	a death benefit is payable; or

–	you choose to begin taking annuity payouts under the regular contract provisions.

•	The GMIB – 6% Rising Floor will terminate* 30 days following the contract anniversary after the annuitant’s 86th birthday.

*	The rider and annual fee terminate 30 days following the contract anniversary after the annuitant’s 86th birthday, however, if you exercise the GMIB rider before this time, your benefits will continue according to the annuity payout plan you have selected.

 44  EVERGREEN ESSENTIAL VARIABLE ANNUITY — PROSPECTUS

Example

•	You purchase the contract during the 2004 calendar year with a payment of $100,000 and you allocate all of your purchase payment to the subaccounts.

•	There are no additional purchase payments and no partial withdrawals.

•	Assume the annuitant is male and age 55 at contract issue. For the joint and last survivor option (annuity payout Plan D), the joint annuitant is female and age 55 at contract issue.

Taking into account fluctuations in contract value due to market conditions, we calculate the GMIB benefit base as:

Contract				GMIB
anniversary	Contract value	Purchase payments	6% rising floor	benefit base

1	$107,000	$100,000	$106,000

2	125,000	100,000	112,360

3	132,000	100,000	119,102

4	150,000	100,000	126,248

5	85,000	100,000	133,823

6	120,000	100,000	141,852

7	138,000	100,000	150,363	$150,363

8	152,000	100,000	159,388	159,388

9	139,000	100,000	168,948	168,948

10	126,000	100,000	179,085	179,085

11	138,000	100,000	189,830	189,830

12	147,000	100,000	201,220	201,220

13	215,000	100,000	213,293	215,000

14	234,000	100,000	226,090	234,000

15	240,000	100,000	239,655	240,000

NOTE: The 6% Rising Floor value is limited at age 81, but the GMIB benefit base may increase if the contract value increases. However, you should keep in mind that you are always entitled to annuitize using the contract value without exercising the GMIB – 6% Rising Floor.

If you annuitize the contract within 30 days after a contract anniversary, the payout under a fixed annuity option (which is the same as the minimum payout for the first year under a variable annuity option) would be:

			Minimum Guaranteed Monthly Income
Contract		Plan A –	Plan B –	Plan D – joint and
anniversary	GMIB	life annuity —	life annuity with	last survivor life
at exercise	benefit base	no refund	ten years certain	annuity — no refund

10	$179,085 (6% Rising Floor)	$872.14	$850.65	$691.27

15	240,000 (Contract Value)	1,346.40	1,286.40	1,034.40

The payouts above are shown at guaranteed annuity rates we use in the 2.5% Table. Payouts under the standard provisions of this contract will be based on our annuity rates in effect at annuitization and are guaranteed to be greater than or equal to the guaranteed annuity rates stated in Table B of the contract. The fixed annuity payout available under the standard provisions of this contract would be at least as great as shown below:

Contract		Plan A –	Plan B –	Plan D – joint and
anniversary	Contract	life annuity —	life annuity with	last survivor life
at exercise	value	no refund	ten years certain	annuity — no refund

10	$126,000	$650.16	$632.52	$520.38

15	240,000	1,416.00	1,351.20	1,096.80

In this example, at the 15th contract anniversary you would not experience a benefit from the GMIB as the payout available to you is equal to or less than the payout available under the standard provisions of the contract. When the GMIB – 6% Rising Floor payout is less than the payout available under the standard provisions of the contract, you will receive the higher standard payout.

Remember that after the first year, lifetime income payouts under a variable annuity payout option will depend on the investment performance of the subaccounts you select. If your subaccount performance is 5%, your annuity payout will be unchanged from the previous annuity payout. If your subaccount performance is in excess of 5%, your variable annuity payout will increase from the previous annuity payout. If your subaccount investment performance is less than 5%, your variable annuity payout will decrease from the previous annuity payout.

EVERGREEN ESSENTIAL VARIABLE ANNUITY — PROSPECTUS 45

PERFORMANCE CREDIT RIDER (PCR)
The PCR is intended to provide you with an additional benefit if your earnings are less than the target value on the tenth rider anniversary (see below). This is an optional benefit you may select for an additional charge (see “Charges”). The PCR does not provide any additional benefit before the tenth rider anniversary and it may not be appropriate for issue ages 75 or older due to this required holding period. Be sure to discuss with your investment professional whether or not the PCR is appropriate for your situation.

If the PCR is available in your state, you may choose to add this benefit to your contract at issue. You cannot add the PCR if you select either GMIB rider option.

In some instances we may allow you to add the PCR to your contract at a later date if it was not available when you initially purchased your contract. In these instances, we would add the PCR on the next contract anniversary and this would become the rider effective date. For purposes of calculating the target value under these circumstances, we consider the contract value on the rider effective date to be the first contract year’s purchase payments and purchase payment credits.

Investment selection under the PCR: You may allocate your purchase payments and purchase payment credits or transfers to any of the subaccounts, the GPAs or the one-year fixed account. However, we reserve the right to limit the aggregate amount in the GPAs and the one-year fixed account and amounts you allocate to subaccounts investing in the RiverSource Variable Portfolio – Cash Management Fund to 10% of your total contract value. If we are required to activate this restriction, and you have more than 10% of your contract value in these accounts, we will send you a notice and ask that you reallocate your contract value so that the 10% limitation is satisfied within 60 days. We will terminate the PCR if you have not satisfied the limitation after 60 days.

Target value: We calculate the target value on each rider anniversary. There is no target value prior to the first rider anniversary. On the first rider anniversary we set the target value equal to your first year’s purchase payments and purchase payment credits minus the target value adjusted partial withdrawals accumulated at an annual effective rate of 7.2%. Every rider anniversary after that, we recalculate the target value by accumulating the prior anniversary’s target value and any additional purchase payments and purchase payment credits minus the target value adjusted partial withdrawals at an annual effective rate of 7.2%.

Target value adjusted partial withdrawals	=	PW × TV CV

PW =	the partial withdrawal including any applicable withdrawal charge or MVA.

TV =	the target value on the date of (but prior to) the partial withdrawal.

CV =	contract value on the date of (but prior to) the partial withdrawal.

Exercising the PCR: We will inform you if your contract value did not meet or exceed the target value after your tenth rider anniversary. If your contract value is less than the target value on the tenth rider anniversary you can choose either of the following benefits:

Option A) You may choose to accept a PCR credit to your contract equal to:

  5% × (PP – PCRPW – PP5)

PP =	total purchase payments and purchase payment credits.

PCRPW =	PCR adjusted partial withdrawals. The PCR adjusted partial withdrawal amount is an adjustment we make to determine the proportionate amount of any partial withdrawal attributable to purchase payments received five or more years before the target value is calculated (on the tenth year rider anniversary). For a more detailed description of the PCR adjusted partial withdrawal please see Appendix A.

PP5 =	purchase payments and purchase payment credits made in the prior five years.

We apply the PCR credit to your contract on the tenth rider anniversary and allocate it among the GPAs, the one-year fixed account and subaccounts according to your current asset allocation.

Option B)	You may choose to begin receiving annuity payouts (only with lifetime income plans; you may not choose Annuity Payout Plan E) within 60 days of the tenth rider anniversary and receive an additional 5% PCR credit (for a total PCR credit of 10%) as calculated in (a).

We will assume that you elected PCR Option A unless we receive your request to begin a lifetime annuity payout plan within 60 days after the tenth rider anniversary.

If you select PCR Option A, we will restart the ten-year calculation period for the PCR on the tenth rider anniversary and every ten years after that while you own the contract. We use the contract value (including any credits) on that anniversary as your first contract year’s payments for calculating the target value and any applicable PCR credit. We may then apply additional PCR credits to your contract at the end of each ten-year period as described above.

 46  EVERGREEN ESSENTIAL VARIABLE ANNUITY — PROSPECTUS

PCR reset: You can elect to lock in your contract growth by restarting the ten-year PCR calculation period on any contract anniversary. If you elect to restart the calculation period, the contract value on the restart date is used as the first year’s payments and credits for the calculating the target value and any applicable PCR credit. If you select PCR Option A, the next ten-year calculation period for the PCR will restart at the end of this new ten-year period. We must receive your request to restart the PCR calculation period within 30 days after a contract anniversary.

Terminating the PCR

•	You may terminate the PCR within 30 days following the first rider anniversary.

•	You may terminate the PCR within 30 days following the later of the tenth rider anniversary or the last rider reset date.

•	The PCR will terminate on the date:

–	you make a full withdrawal from the contract,

–	that a death benefit is payable, or

–	you choose to begin taking annuity payouts.

Example

•	You purchase the contract with a payment of $100,000 and we add a $1,000 purchase payment credit to the contract

•	There are no additional purchase payments and no partial withdrawals

•	On the tenth contract anniversary the contract value is $200,000

•	We determine the target value on the tenth contract anniversary as our purchase payments and credits accumulated at an annual effective rate of 7.2% = $101,000 × (1.072)[10] = $101,000 × 2.00423 = $202,427.

Your contract value ($200,000) is less than the target value ($202,427). Assuming you select PCR Option A, we add a PCR credit to your contract calculated as follows:

5% × (PP – PCRPW – PP5) = 0.05 × ($101,000 – 0 – 0) = $5,050.

After application of the PCR credit, your total contract value would be $205,050.

•	During the eleventh contract year, the contract value grows to $210,000 and you choose to begin receiving annuity payouts under a lifetime income plan. We would now add another PCR credit to your contract. Because you have not made any additional purchase payments or partial withdrawals the amount of this new credit is the same as the PCR credit we added to your contract on the tenth contract anniversary ($5,050). After adding this new PCR credit to your contract, your total contract value would be $215,050 and we would use this amount to determine your monthly annuity payout amount.

•	If on Feb. 1, 2014 you had elected not to receive annuity payouts, the PCR ten-year calculation period would restart on the tenth contract anniversary with the target values first year’s payments equal to $205,050. We would make the next PCR credit determination on the twentieth contract anniversary.

BENEFIT PROTECTOR DEATH BENEFIT RIDER (BENEFIT PROTECTOR)
The Benefit Protector is intended to provide an additional benefit to your beneficiary to help offset expenses after your death such as funeral expenses or federal and state taxes. This is an optional benefit that you may select for an additional annual charge (see “Charges”). The Benefit Protector provides reduced benefits if you or the annuitant are 70 or older at the rider effective date and it does not provide any additional benefit before the first rider anniversary. Benefit Protector is not available with the EDB.

If this rider is available in your state and both you and the annuitant are 75 or younger at contract issue, you may choose to add the Benefit Protector to your contract. You must elect the Benefit Protector at the time you purchase your contract and your rider effective date will be the contract issue date. You may not select this rider if you select the Benefit Protector Plus Rider. We reserve the right to discontinue offering the Benefit Protector for new contracts.

Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract. Since the benefit paid by the rider is determined by the amount of earnings at death, the amount of the benefit paid may be reduced as a result of taking RMDs (see “Taxes — Qualified Annuities — Required Minimum Distributions”). Be sure to discuss with your investment professional and tax advisor whether or not the Benefit Protector is appropriate for your situation.

The Benefit Protector provides that if you or the annuitant die after the first contract anniversary, but before annuity payouts begin, and while this contract is in force, we will pay the beneficiary, plus:

•	the applicable death benefit,

•	40% of your earnings at death if you and the annuitant were under age 70 on the rider effective date, up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old; or

EVERGREEN ESSENTIAL VARIABLE ANNUITY — PROSPECTUS 47

•	15% of your earnings at death if you or the annuitant were 70 or older on the rider effective date, up to a maximum of 37.5% of purchase payments not previously withdrawn that are one or more years old.

Earnings at death: for purposes of the Benefit Protector and Benefit Protector Plus riders, this is an amount equal to the applicable death benefit minus purchase payments not previously withdrawn. The earnings at death may not be less than zero and may not be more than 250% of the purchase payments not previously withdrawn that are one or more years old.

Terminating the Benefit Protector

•	You may terminate the rider within 30 days of the first rider anniversary.

•	You may terminate the rider within 30 days of any rider anniversary beginning with the seventh rider anniversary.

•	The rider will terminate when you make a full withdrawal from the contract or when annuity payouts begin.

Example of the Benefit Protector

•	You purchase the contract with a payment of $100,000 and you and the annuitant are under age 70. We add a $1,000 purchase payment credit to your contract. You select the MAV death benefit.

•	During the first contract year the contract value grows to $105,000. The death benefit under the MAV death benefit equals the contract value, less any purchase payment credits added to the contract in the last 12 months, or $104,000. You have not reached the first contract anniversary so the Benefit Protector does not provide any additional benefit at this time.

• On the first contract anniversary the contract value grows to $110,000. The death benefit equals:
MAV death benefit (contract value):	$110,000
plus the Benefit Protector benefit which equals 40% of earnings at death (MAV death benefit minus payments not previously withdrawn):
0.40 × ($110,000 – $100,000) =	+4,000

Total death benefit of:	$114,000

•	On the second contract anniversary the contract value falls to $105,000. The death benefit equals:

MAV death benefit (MAV):	$110,000
plus the Benefit Protector benefit (40% of earnings at death):
0.40 × ($110,000 – $100,000) =	+4,000

Total death benefit of:	$114,000

•	During the third contract year the contract value remains at $105,000 and you request a partial withdrawal of $50,000, including the applicable 7% withdrawal charges. We will withdraw $10,500 from your contract value free of charge (10% of your prior anniversary’s contract value). The remainder of the withdrawal is subject to a 7% withdrawal charge because your payment is in its third year of the withdrawal charge, so we will withdraw $39,500 ($36,735 + $2,765 in withdrawal charges) from your contract value. Altogether, we will withdraw $50,000 and pay you $47,235. We calculate purchase payments not previously withdrawn as $100,000 – $45,000 = $55,000 (remember that $5,000 of the partial withdrawal is contract earnings). The death benefit equals:

MAV death benefit (MAV adjusted for partial withdrawals):	$57,619
plus the Benefit Protector benefit (40% of earnings at death):
0.40 × ($57,619 – $55,000) =	+1,048

Total death benefit of:	$58,667

•	On the third contract anniversary the contract value falls to $40,000. The death benefit equals the death benefit during the third contract year. The reduction in contract value has no effect.

•	On the ninth contract anniversary the contract value grows to a new high of $200,000. Earnings at death reaches its maximum of 250% of purchase payments not previously withdrawn that are one or more years old. The death benefit equals:

MAV death benefit (contract value):	$200,000
plus the Benefit Protector benefit (40% of earnings at death, up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old)	+55,000

Total death benefit of:	$255,000

 48  EVERGREEN ESSENTIAL VARIABLE ANNUITY — PROSPECTUS

•	During the tenth contract year you make an additional purchase payment of $50,000 and we add a purchase payment credit of $500. Your new contract value is now $250,000. The new purchase payment is less than one year old and so it has no effect on the Benefit Protector value. The death benefit equals:

MAV death benefit (contract value less any purchase payment credits added in the last 12 months):	$249,500
plus the Benefit Protector benefit (40% of earnings at death, up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old)	+55,000

Total death benefit of:	$304,500

•	During the eleventh contract year the contract value remains $250,000 and the “new” purchase payment is one year old and the value of the Benefit Protector changes. The death benefit equals:

MAV death benefit (contract value):	$250,000
plus the Benefit Protector benefit (40% of earnings at death up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old)
0.40 × ($250,000 – $105,000) =	+58,000

Total death benefit of:	$308,000

If your spouse is the sole beneficiary and you die before the retirement date, your spouse may keep the contract as owner. Your spouse and the new annuitant will be subject to all the limitations and restrictions of the rider just as if they were purchasing a new contract. If your spouse and the new annuitant do not qualify for the rider on the basis of age we will terminate the rider. If they do qualify for the rider on the basis of age we will set the contract value equal to the death benefit that would otherwise have been paid and we will substitute this new contract value on the date of death for “purchase payments not previously withdrawn” used in calculating earnings at death. Your spouse also has the option of discontinuing the Benefit Protector Death Benefit Rider within 30 days of the date they elect to continue the contract.

NOTE: For special tax considerations associated with the Benefit Protector, see “Taxes.”

BENEFIT PROTECTOR PLUS DEATH BENEFIT RIDER (BENEFIT PROTECTOR PLUS)
The Benefit Protector Plus is intended to provide an additional benefit to your beneficiary to help offset expenses after your death such as funeral expenses or federal and state taxes. This is an optional benefit that you may select for an additional annual charge (see “Charges”). The Benefit Protector Plus provides reduced benefits if you or the annuitant are 70 or older at the rider effective date and it does not provide any additional benefit before the first rider anniversary and it does not provide any benefit beyond what is offered under the Benefit Protector rider during the second rider year. Benefit Protector Plus is not available with the EDB.

If this rider is available in your state and both you and the annuitant are 75 or younger at contract issue, you may choose to add the Benefit Protector Plus to your contract. You must elect the Benefit Protector Plus at the time you purchase your contract and your rider effective date will be the contract issue date. This rider is available only for purchase through transfer, exchange or rollover from another annuity or life insurance policy. You may not select this rider if you select the Benefit Protector Rider. We reserve the right to discontinue offering the Benefit Protector Plus for new contracts.

Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract. Since the benefit paid by the rider is determined by the amount of earnings at death, the amount of the benefit paid may be reduced as a result of taking required minimum distributions. Be sure to discuss with your investment professional and tax advisor whether or not the Benefit Protector Plus is appropriate for your situation.

The Benefit Protector Plus provides that if you or the annuitant die after the first contract anniversary, but before annuity payouts begin, and while this contract is in force, we will pay the beneficiary:

•	the benefits payable under the Benefit Protector described above, plus:

•	a percentage of purchase payments made within 60 days of contract issue not previously withdrawn as follows:

	Percentage if you and the annuitant are	Percentage if you or the annuitant are
Contract year	under age 70 on the rider effective date	70 or older on the rider effective date

One and Two	0%	0%

Three and Four	10%	3.75%

Five or more	20%	7.5%

EVERGREEN ESSENTIAL VARIABLE ANNUITY — PROSPECTUS 49

Another way to describe the benefits payable under the Benefit Protector Plus rider is as follows:

•	the applicable death benefit (see “Benefits in Case of Death”), plus:

	If you and the annuitant are under	If you or the annuitant are age 70
Contract year	age 70 on the rider effective date, add . . .	or older on the rider effective date, add . . .

One	Zero	Zero

Two	40% × earnings at death (see above)	15% × earnings at death

Three and Four	40% × (earnings at death + 25% of initial purchase payment*)	15% × (earnings at death + 25% of initial purchase payment*)

Five or more	40% × (earnings at death + 50% of initial purchase payment*)	15% × (earnings at death + 50% of initial purchase payment*)

*	Initial purchase payments are payments made within 60 days of contract issue not previously withdrawn.

Terminating the Benefit Protector Plus

•	You may terminate the rider within 30 days of the first rider anniversary.

•	You may terminate the rider within 30 days of any rider anniversary beginning with the seventh rider anniversary.

•	The rider will terminate when you make a full withdrawal from the contract or when annuity payouts begin.

Example of the Benefit Protector Plus

•	You purchase the contract with a payment of $100,000 and you and the annuitant are under age 70. We add a $1,000 purchase payment credit to your contract. You select the MAV death benefit.

•	During the first contract year the contract value grows to $105,000. The death benefit equals MAV death benefit, which is the contract value, less any purchase payment credits added to the contract in the last 12 months, or $104,000. You have not reached the first contract anniversary so the Benefit Protector Plus does not provide any additional benefit at this time.

•	On the first contract anniversary the contract value grows to $110,000. You have not reached the second contract anniversary so the Benefit Protector Plus does not provide any additional benefit beyond what is provided by the Benefit Protector at this time. The death benefit equals:

MAV death benefit (contract value):	$110,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death (MAV rider minus payments not previously withdrawn):
0.40 × ($110,000 – $100,000) =	+4,000

Total death benefit of:	$114,000

•	On the second contract anniversary the contract value falls to $105,000. The death benefit equals:

MAV death benefit (MAV):	$110,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death:
0.40 × ($110,000 – $100,000) =	+4,000
plus 10% of purchase payments made within 60 days of contract issue and not previously withdrawn:
0.10 × $100,000 =	+10,000

Total death benefit of:	$124,000

•	During the third contract year the contract value remains at $105,000 and you request a partial withdrawal of $50,000, including the applicable 7% withdrawal charge. We will withdraw $10,500 from your contract value free of charge (10% of your prior anniversary’s contract value). The remainder of the withdrawal is subject to a 7% withdrawal charge because your payment is in its third year of the withdrawal charge schedule, so we will withdraw $39,500 ($36,735 + $2,765 in withdrawal charges) from your contract value. Altogether, we will withdraw $50,000 and pay you $47,235. We calculate purchase payments not previously withdrawn as $100,000 – $45,000 = $55,000 (remember that $5,000 of the partial withdrawal is contract earnings). The death benefit equals:

MAV death benefit (MAV adjusted for partial withdrawals):	$57,619
plus the Benefit Protector Plus benefit which equals 40% of earnings at death:
0.40 × ($57,619 – $55,000) =	+1,048
plus 10% of purchase payments made within 60 days of contract issue and not previously withdrawn:
0.10 × $55,000 =	+5,500

Total death benefit of:	$64,167

 50  EVERGREEN ESSENTIAL VARIABLE ANNUITY — PROSPECTUS

•	On the third contract anniversary the contract value falls to $40,000. The death benefit equals the death benefit paid during the third contract year. The reduction in contract value has no effect.

•	On the ninth contract anniversary the contract value grows to a new high of $200,000. Earnings at death reaches its maximum of 250% of purchase payments not previously withdrawn that are one or more years old. Because we are beyond the fourth contract anniversary the Benefit Protector Plus also reaches its maximum of 20%. The death benefit equals:

MAV death benefit (contract value):	$200,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death, up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old	+55,000
plus 20% of purchase payments made within 60 days of contract issue and not previously withdrawn:
0.20 × $55,000 =	+11,000

Total death benefit of:	$266,000

•	During the tenth contract year you make an additional purchase payment of $50,000 and we add a purchase payment credit of $500. Your new contract value is now $250,000. The new purchase payment is less than one year old and so it has no effect on the Benefit Protector Plus value. The death benefit equals:

MAV death benefit (contract value less any purchase payment credits added in the last 12 months):	$249,500
plus the Benefit Protector Plus benefit which equals 40% of earnings at death, up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old	+55,000
plus 20% of purchase payments made within 60 days of contract issue and not previously withdrawn:
0.20 × $55,000 =	+11,000

Total death benefit of:	$315,500

•	During the eleventh contract year the contract value remains $250,000 and the “new” purchase payment is one year old. The value of the Benefit Protector Plus remains constant. The death benefit equals:

MAV death benefit (contract value):	$250,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death (MAV rider minus payments not previously withdrawn):
0.40 × ($250,000 – $105,000) =	+58,000
plus 20% of purchase payments made within 60 days of contract issue and not previously withdrawn:
0.20 × $55,000 =	+11,000

Total death benefit of:	$319,000

If your spouse is sole beneficiary and you die before the retirement date, your spouse may keep the contract as owner with the contract value equal to the death benefit that would otherwise have been paid. We will then terminate the Benefit Protector Plus and substitute the applicable death benefit (see “Benefits in Case of Death”).

NOTE: For special tax considerations associated with the Benefit Protector Plus, see “Taxes.”

The Annuity Payout Period

As owner of the contract, you have the right to decide how and to whom annuity payouts will be made starting at the retirement date. You may select one of the annuity payout plans outlined below, or we may mutually agree on other payout arrangements. We do not deduct any withdrawal charges under the payout plans listed below, except under annuity payout Plan E.

You also decide whether we will make annuity payouts on a fixed or variable basis, or a combination of fixed and variable. The amount available to purchase payouts under the plan you select is the contract value on your retirement date after any rider charges have been deducted, plus any positive or negative MVA (less any applicable premium tax). Additionally, we currently allow you to use part of the amount available to purchase payouts, leaving any remaining contract value to accumulate on a tax-deferred basis. If you select a variable annuity payout, we reserve the right to limit the number of subaccounts in which you may invest. The GPAs are not available during this payout period.

EVERGREEN ESSENTIAL VARIABLE ANNUITY — PROSPECTUS 51

Amounts of fixed and variable payouts depend on:

•	the annuity payout plan you select;

•	the annuitant’s age and, in most cases, sex;

•	the annuity table in the contract; and

•	the amounts you allocated to the accounts at settlement.

In addition, for variable annuity payouts only, amounts depend on the investment performance of the subaccounts you select. These payouts will vary from month to month because the performance of the funds will fluctuate. Fixed payouts remain the same from month to month.

For information with respect to transfers between accounts after annuity payouts begin (see “Making the Most of Your Contract — Transfer policies”).

ANNUITY TABLES
The annuity tables in your contract (Table A and Table B) show the amount of the monthly payout for each $1,000 of contract value according to the age and, when applicable, the annuitant’s sex. (Where required by law, we will use a unisex table of settlement rates.)

Table A shows the amount of the first monthly variable annuity payout assuming that the contract value is invested at the beginning of the annuity payout period and earns a 5% rate of return, which is reinvested and helps to support future payouts. If you ask us at least 30 days before the retirement date, we will substitute an annuity table based on an assumed 3.5% investment rate for the 5% Table A in the contract. The assumed investment rate affects both the amount of the first payout and the extent to which subsequent payouts increase or decrease. For example, annuity payouts will increase if the investment return is above the assumed investment rate and payouts will decrease if the return is below the assumed investment rate. Using a 5% assumed interest rate results in a higher initial payout, but later payouts will increase more slowly when annuity unit values rise and decrease more rapidly when they decline.

Table B shows the minimum amount of each fixed annuity payout. We declare current payout rates that we use in determining the actual amount of your fixed annuity payout. The current payout rates will equal or exceed the guaranteed payout rates shown in Table B. We will furnish these rates to you upon request.

ANNUITY PAYOUT PLANS
You may choose any one of these annuity payout plans by giving us written instructions at least 30 days before contract values are used to purchase the payout plan. Generally, you may select one of the Plans A through E below or another plan agreed to by us.

•	Plan A – Life annuity — no refund: We make monthly payouts until the annuitant’s death. Payouts end with the last payout before the annuitant’s death. We will not make any further payouts. This means that if the annuitant dies after we made only one monthly payout, we will not make any more payouts.

•	Plan B – Life annuity with five, ten or 15 years certain: We make monthly payouts for a guaranteed payout period of five, ten or 15 years that you elect. This election will determine the length of the payout period to the beneficiary if the annuitant should die before the elected period expires. We calculate the guaranteed payout period from the retirement date. If the annuitant outlives the elected guaranteed payout period, we will continue to make payouts until the annuitant’s death.

•	Plan C – Life annuity — installment refund: We make monthly payouts until the annuitant’s death, with our guarantee that payouts will continue for some period of time. We will make payouts for at least the number of months determined by dividing the amount applied under this option by the first monthly payout, whether or not the annuitant is living.

•	Plan D – Joint and last survivor life annuity — no refund: We make monthly payouts while both the annuitant and a joint annuitant are living. If either annuitant dies, we will continue to make monthly payouts at the full amount until the death of the surviving annuitant. Payouts end with the death of the second annuitant.

•	Plan E – Payouts for a specified period: We make monthly payouts for a specific payout period of ten to 30 years that you elect. We will make payouts only for the number of years specified whether the annuitant is living or not. Depending on the selected time period, it is foreseeable that an annuitant can outlive the payout period selected. During the payout period, you can elect to have us determine the present value of any remaining variable payouts and pay it to you in a lump sum. We determine the present value of the remaining annuity payouts which are assumed to remain level at the initial payout. The discount rate we use in the calculation is 5.17% for the assumed investment return of 3.5% and 6.67% for the assumed investment return of 5.0%. (See “Charges — Withdrawal charge under Annuity Payout Plan E.”) A 10% IRS penalty tax could apply if you take a withdrawal. (See “Taxes.”)

Annuity payout plan requirements for qualified annuities: If your contract is a qualified annuity, you must select a payout plan as of the retirement date set forth in your contract. You have the responsibility for electing a payout plan under your

 52  EVERGREEN ESSENTIAL VARIABLE ANNUITY — PROSPECTUS

contract that complies with applicable law. Your contract describes your payout plan options. The options will meet certain IRS regulations governing RMDs if the payout plan meets the incidental distribution benefit requirements, if any, and the payouts are made:

•	in equal or substantially equal payments over a period not longer than your life expectancy, or over the joint life expectancy of you and your designated beneficiary; or

•	over a period certain not longer than your life expectancy or over the joint life expectancy of you and your designated beneficiary.

If we do not receive instructions: You must give us written instructions for the annuity payouts at least 30 days before the annuitant’s retirement date. If you do not, we will make payouts under Plan B, with 120 monthly payouts guaranteed.

If monthly payouts would be less than $20: We will calculate the amount of monthly payouts at the time the contract value is used to purchase a payout plan. If the calculations show that monthly payouts would be less than $20, we have the right to pay the contract value to the owner in a lump sum or to change the frequency of the payouts.

Death after annuity payouts begin: If you or the annuitant die after annuity payouts begin, we will pay any amount payable to the beneficiary as provided in the annuity payout plan in effect.

Taxes

Under current law, your contract has a tax-deferral feature. Generally, this means you do not pay income tax until there is a taxable distribution (or deemed distribution) from the contract. We will send a tax information reporting form for any year in which we made a taxable or reportable distribution according to our records.

NONQUALIFIED ANNUITIES
Generally, only the increase in the value of a non-qualified annuity contract over the investment in the contract is taxable. Certain exceptions apply. Federal tax law requires that all nonqualified deferred annuity contracts issued by the same company (and possibly its affiliates) to the same owner during a calendar year be taxed as a single, unified contract when distributions are taken from any one of those contracts.

Annuity payouts: Generally, unlike withdrawals described below, the taxation of annuity payouts are subject to exclusion ratios, i.e. in most cases, a portion of each payout will be ordinary income and subject to tax, and a portion of each payout will be considered a return of part of your investment in the contract and will not be taxed. All amounts you receive after your investment in the contract is fully recovered will be subject to tax. Under Annuity Payout Plan A: Life annuity — no refund, where the annuitant dies before your investment in the contract is fully recovered, the remaining portion of the unrecovered investment may be available as a federal income tax deduction to the owner for the last taxable year. Under all other annuity payout plans, where the annuity payouts end before your investment in the contract is fully recovered, the remaining portion of the unrecovered investment may be available as a federal income tax deduction to the taxpayer for the tax year in which the payouts end. (See “The Annuity Payout Period — Annuity Payout Plans.”)

Beginning in 2011, federal tax law permits taxpayers to annuitize a portion of their nonqualified annuity while leaving the remaining balance to continue to grow tax-deferred. Under the new partial annuitization rules, the portion annuitized must be received as an annuity for a period of 10 years or more, or for the lives of one or more individuals. If this requirement is met, the annuitized portion and the tax-deferred balance will generally be treated as two separate contracts for income tax purposes only. If a contract is partially annuitized, the investment in the contract is allocated between the deferred and the annuitized portions on a pro rata basis.

Withdrawals: Generally, if you withdraw all or part of your nonqualified annuity before your annuity payouts begin, including withdrawals under any optional withdrawal benefit rider, your withdrawal will be taxed to the extent that the contract value immediately before the withdrawal exceeds the investment in the contract. Different rules may apply if you exchange another contract into this contract.

You also may have to pay a 10% IRS penalty for withdrawals of taxable income you make before reaching age 59 1/2 unless certain exceptions apply.

Withholding: If you receive taxable income as a result of an annuity payout or withdrawal, including withdrawals under any optional withdrawal benefit rider, we may deduct federal, and in some cases state withholding against the payment. Any withholding represents a prepayment of your tax due for the year. You take credit for these amounts on your annual income tax return. As long as you have provided us with a valid Social Security Number or Taxpayer Identification Number, and you have a valid U.S. address, you may be able to elect not to have any withholding occur.

If the payment is part of an annuity payout plan, we generally compute the amount of federal income tax withholding using payroll tables. You may provide us with a statement of how many exemptions to use in calculating the withholding. If the

EVERGREEN ESSENTIAL VARIABLE ANNUITY — PROSPECTUS 53

distribution is any other type of payment (such as partial or full withdrawal) we compute federal income tax withholding using 10% of the taxable portion.

The federal income tax withholding requirements differ if we deliver payment outside the United States or you are a non-resident alien.

Some states also may impose income tax withholding requirements similar to the federal withholding described above. If this should be the case, we may deduct state income tax withholding from the payment.

Death benefits to beneficiaries: The death benefit under a nonqualified contract is not exempt from estate (federal or state) taxes. In addition, for income tax purposes, any amount your beneficiary receives that exceeds the investment in the contract is taxable as ordinary income to the beneficiary in the year he or she receives the payments. (See also “Benefits in Case of Death — If You Die Before the Retirement Start Date”).

Net Investment Income Tax (also known as Medicare contribution tax): Effective for taxable years beginning on or after January 1, 2013, certain high-income individuals (as well as estates and trusts) are subject to a new 3.8% net investment income tax (as an addition to income taxes). For individuals, the 3.8% tax applies to the lesser of (1) the amount by which the taxpayer’s modified adjusted gross income exceeds $200,000 ($250,000 for married filing jointly and surviving spouses; $125,000 for married filing separately) or (2) the taxpayer’s “net investment income.” Net investment income includes taxable income from nonqualified annuities. Annuity holders are advised to consult their tax advisor regarding the possible implications of this additional tax.

Annuities owned by corporations, partnerships or irrevocable trusts: For nonqualified annuities, any annual increase in the value of annuities held by such entities (nonnatural persons) generally will be treated as ordinary income received during that year. However, if the trust was set up for the benefit of a natural person(s) only, the income may remain tax-deferred until withdrawn or paid out.

Penalties: If you receive amounts from your nonqualified annuity before reaching age 59 1/2, you may have to pay a 10% IRS penalty on the amount includable in your ordinary income. However, this penalty will not apply to any amount received:

•	because of your death or in the event of nonnatural ownership, the death of the annuitant;

•	because you become disabled (as defined in the Code);

•	if the distribution is part of a series of substantially equal periodic payments, made at least annually, over your life or life expectancy (or joint lives or life expectancies of you and your beneficiary);

•	if it is allocable to an investment before Aug. 14, 1982; or

•	if annuity payouts are made under immediate annuities as defined by the Code.

Transfer of ownership: Generally, if you transfer ownership of a nonqualified annuity without receiving adequate consideration, the transfer may be taxed as a withdrawal for federal income tax purposes. If the transfer is a currently taxable event for income tax purposes, the original owner will be taxed on the amount of deferred earnings at the time of the transfer and also may be subject to the 10% IRS penalty discussed earlier. In this case, the new owner’s investment in the contract will be equal to the investment in the contract at the time of the transfer plus any earnings included in the original owner’s taxable income as a result of the transfer. In general, this rule does not apply to transfers between spouses or former spouses. Similar rules apply if you transfer ownership for full consideration. Please consult your tax advisor for further details.

1035 Exchanges: Section 1035 of the Code permits nontaxable exchanges of certain insurance policies, endowment contracts, annuity contracts and qualified long-term care insurance contracts, while providing for continued tax deferral of earnings. In addition, Section 1035 permits the carryover of the investment in the contract from the old policy or contract to the new policy or contract. In a 1035 exchange one policy or contract is exchanged for another policy or contract. The following are nontaxable exchanges: (1) the exchange of a life insurance policy for another life insurance policy or for an endowment, annuity or qualified long-term care insurance contract, (2) the exchange of an endowment contract for an annuity contract, or for an endowment contract under which payments will begin no later than payments would have begun under the contract exchanged, (3) the exchange of an annuity contract for another annuity contract or for a qualified long-term insurance contract, and (4) the exchange of a qualified long-term care insurance contract for a qualified long-term care insurance contract. Additionally, other tax rules may apply. However, if the insurance policy has an outstanding loan, there may be tax consequences. Depending on the issue date of your original policy or contract, there may be tax or other benefits that are given up to gain the benefits of the new policy or contract. Consider whether the features and benefits of the new policy or contract outweigh any tax or other benefits of the old contract.

For a partial exchange of an annuity contract for another annuity contract, the 1035 exchange is generally tax-free. The investment in the original contract and the earnings on the contract will be allocated proportionately between the original and new contracts. However, per IRS Revenue Procedure 2011-38, if withdrawals are taken from either contract within the 180-day period following an exchange, the IRS will apply general tax principles to determine the appropriate tax treatment of

 54  EVERGREEN ESSENTIAL VARIABLE ANNUITY — PROSPECTUS

the exchange and subsequent withdrawal. As a result, there may be unexpected tax consequences. You should consult your tax advisor before taking any withdrawal from either contract during the 180-day period following a partial exchange. Different IRS limitations on withdrawals apply to partial exchanges completed prior to October 24, 2011.

Assignment: If you assign or pledge your contract as collateral for a loan, earnings on purchase payments you made after Aug. 13, 1982 will be taxed as a deemed distribution and you may have to pay a 10% IRS penalty.

QUALIFIED ANNUITIES
Adverse tax consequences may result if you do not ensure that contributions, distributions and other transactions under the contract comply with the law. Qualified annuities have minimum distribution rules that govern the timing and amount of distributions. You should refer to your retirement plan’s Summary Plan Description, your IRA disclosure statement, or consult a tax advisor for additional information about the distribution rules applicable to your situation.

When you use your contract to fund a retirement plan or IRA that is already tax-deferred under the Code, the contract will not provide any necessary or additional tax deferral. If your contract is used to fund an employer sponsored plan, your right to benefits may be subject to the terms and conditions of the plan regardless of the terms of the contract.

Annuity payouts: Under a qualified annuity, except a Roth IRA, Roth 401(k) or Roth 403(b), the entire payout generally is includable as ordinary income and is subject to tax unless: (1) the contract is an IRA to which you made non-deductible contributions; or (2) you rolled after-tax dollars from a retirement plan into your IRA; or (3) the contract is used to fund a retirement plan and you or your employer have contributed after-tax dollars.

Annuity payouts from Roth IRAs: In general, the entire payout from a Roth IRA can be free from income and penalty taxes if you have attained age 59 1/2 and meet the five year holding period.

Withdrawals: Under a qualified annuity, except a Roth IRA, Roth 401(k) or Roth 403(b), the entire withdrawal will generally be includable as ordinary income and is subject to tax unless: (1) the contract is an IRA to which you made non-deductible contributions; or (2) you rolled after-tax dollars from a retirement plan into your IRA; or (3) the contract is used to fund a retirement plan and you or your employer have contributed after-tax dollars.

Withdrawals from Roth IRAs: In general, the entire payout from a Roth IRA can be free from income and penalty taxes if you have attained age 59 1/2 and meet the five year holding period.

Required Minimum Distributions: Retirement plans (except for Roth IRAs) are subject to required withdrawals called required minimum distributions (“RMDs”) beginning at age 70 1/2. RMDs are based on the fair market value of your contract at year-end divided by the life expectancy factor. Certain death benefits and optional riders may be considered in determining the fair market value of your contract for RMD purposes. This may cause your RMD to be higher. Inherited IRAs (including inherited Roth IRAs) are subject to special required minimum distribution rules. You should consult your tax advisor prior to making a purchase for an explanation of the potential tax implications to you.

Withholding for IRAs, Roth IRAs, SEPs and SIMPLE IRAs: If you receive taxable income as a result of an annuity payout or a withdrawal, including withdrawals under any optional withdrawal benefit rider, we may deduct withholding against the payment. Any withholding represents a prepayment of your tax due for the year. You take credit for these amounts on your annual income tax return. As long as you have provided us with a valid Social Security Number or Taxpayer Identification Number, you can elect not to have any withholding occur.

If the payment is part of an annuity payout plan, we generally compute the amount of federal income tax withholding using payroll tables. You may provide us with a statement of how many exemptions to use in calculating the withholding. If the distribution is any other type of payment (such as a partial or full withdrawal) we compute federal income tax withholding using 10% of the taxable portion.

The federal income tax withholding requirements differ if we deliver payment outside the United States or you are a non-resident alien.

Some states also may impose income tax withholding requirements similar to the federal withholding described above. If this should be the case, we may deduct state income tax withholding from the payment.

Withholding for all other qualified annuities: If you receive directly all or part of the contract value from a qualified annuity, mandatory 20% federal income tax withholding (and possibly state income tax withholding) generally will be imposed at the time the payout is made from the plan. Any withholding represents a prepayment of your tax due for the year. You take credit for these amounts on your annual income tax return. This mandatory withholding will not be imposed if instead of receiving the distribution check, you elect to have the distribution rolled over directly to an IRA or another eligible plan. Payments made to a surviving spouse instead of being directly rolled over to an IRA are also subject to mandatory 20% income tax withholding.

EVERGREEN ESSENTIAL VARIABLE ANNUITY — PROSPECTUS 55

In the below situations, the distribution is subject to an optional 10% withholding instead of the mandatory 20% withholding. We will withhold 10% of the distribution amount unless you elect otherwise.

•	the payout is one in a series of substantially equal periodic payouts, made at least annually, over your life or life expectancy (or the joint lives or life expectancies of you and your designated beneficiary) or over a specified period of 10 years or more;

•	the payout is a RMD as defined under the Code;

•	the payout is made on account of an eligible hardship; or

•	the payout is a corrective distribution.

State withholding also may be imposed on taxable distributions.

Penalties: If you receive amounts from your qualified contract before reaching age 59 1/2, you may have to pay a 10% IRS penalty on the amount includable in your ordinary income. However, this penalty generally will not apply to any amount received:

•	because of your death;

•	because you become disabled (as defined in the Code);

•	if the distribution is part of a series of substantially equal periodic payments made at least annually, over your life or life expectancy (or joint lives or life expectancies of you and your beneficiary);

•	if the distribution is made following severance from employment during the calendar year in which you attain age 55 (TSAs and annuities funding 401(a) plans only);

•	to pay certain medical or education expenses (IRAs only); or

•	if the distribution is made from an inherited IRA.

Death benefits to beneficiaries: The entire death benefit generally is taxable as ordinary income to the beneficiary in the year he/she receives the payments from the qualified annuity. If you made non-deductible contributions to a traditional IRA, the portion of any distribution from the contract that represents after-tax contributions is not taxable as ordinary income to your beneficiary. You are responsible for keeping all records tracking your non-deductible contributions to an IRA. Death benefits under a Roth IRA generally are not taxable as ordinary income to the beneficiary if certain distribution requirements are met. (See also “Benefits in Case of Death — If you Die Before the Retirement Date”).

Change of retirement plan type: IRS regulations allow for rollovers of certain retirement plan distributions. In some circumstances, you may be able to have an intra-contract rollover, keeping the same features and conditions. If the annuity contract you have does not support an intra-contract rollover, you are able to request an IRS approved rollover to another annuity contract or other investment product that you choose. If you choose another annuity contract or investment product, you will be subject to new rules, including a new withdrawal charge schedule for an annuity contract, or other product rules as applicable.

Assignment: You may not assign or pledge your qualified contract as collateral for a loan.

OTHER
Special considerations if you select any optional rider: As of the date of this prospectus, we believe that charges related to these riders are not subject to current taxation. Therefore, we will not report these charges as partial withdrawals from your contract. However, the IRS may determine that these charges should be treated as partial withdrawals subject to taxation to the extent of any gain as well as the 10% tax penalty for withdrawals before the age of 59 1/2, if applicable.

We reserve the right to report charges for these riders as partial withdrawals if we, as a withholding and reporting agent, believe that we are required to report them. In addition, we will report any benefits attributable to these riders on the death of you or the annuitant as an annuity death benefit distribution, not as proceeds from life insurance.

Important: Our discussion of federal tax laws is based upon our understanding of current interpretations of these laws. Federal tax laws or current interpretations of them may change. For this reason and because tax consequences are complex and highly individual and cannot always be anticipated, you should consult a tax advisor if you have any questions about taxation of your contract.

RiverSource Life’s tax status: We are taxed as a life insurance company under the Code. For federal income tax purposes, the subaccounts are considered a part of our company, although their operations are treated separately in accounting and financial statements. Investment income is reinvested in the fund in which each subaccount invests and becomes part of that subaccount’s value. This investment income, including realized capital gains, is not subject to any withholding for federal or state income taxes. We reserve the right to make such a charge in the future if there is a change in the tax treatment of variable annuities or in our tax status as we then understand it.

 56  EVERGREEN ESSENTIAL VARIABLE ANNUITY — PROSPECTUS

Tax qualification: We intend that the contract qualify as an annuity for federal income tax purposes. To that end, the provisions of the contract are to be interpreted to ensure or maintain such tax qualification, in spite of any other provisions of the contract. We reserve the right to amend the contract to reflect any clarifications that may be needed or are appropriate to maintain such qualification or to conform the contract to any applicable changes in the tax qualification requirements. We will send you a copy of any amendments.

Voting Rights

As a contract owner with investments in the subaccounts, you may vote on important fund policies until annuity payouts begin. Once they begin, the person receiving them has voting rights. We will vote fund shares according to the instructions of the person with voting rights.

Before annuity payouts begin, the number of votes you have is determined by applying your percentage interest in each subaccount to the total number of votes allowed to the subaccount.

After annuity payouts begin, the number of votes you have is equal to:

•	the reserve held in each subaccount for your contract; divided by

•	the net asset value of one share of the applicable fund.

As we make annuity payouts, the reserve for the contract decreases; therefore, the number of votes also will decrease.

We calculate votes separately for each subaccount. We will send notice of shareholders’ meetings, proxy materials and a statement of the number of votes to which the voter is entitled. We will vote shares for which we have not received instructions in the same proportion as the votes for which we received instructions. We also will vote the shares for which we have voting rights in the same proportion as the votes for which we received instructions.

Substitution of Investments

We may substitute the funds in which the subaccounts invest if:

•	laws or regulations change;

•	the existing funds become unavailable; or

•	in our judgment, the funds no longer are suitable (or are not the most suitable) for the subaccounts.

If any of these situations occur, and if we believe it is in the best interest of persons having voting rights under the contract, we have the right to substitute a fund currently listed in this prospectus (existing fund) for another fund (new fund). The new fund may have higher fees and/or operating expenses than the existing fund. Also, the new fund may have investment objectives and policies and/or investment advisers which differ from the existing fund.

We may also:

•	add new subaccounts;

•	combine any two or more subaccounts;

•	transfer assets to and from the subaccounts or the variable account; and

•	eliminate or close any subaccounts.

We will notify you of any substitution or change. If we notify you that a subaccount will be eliminated or closed, you will have a certain period of time to tell us where to reallocate purchase payments or contract value currently allocated to that subaccount. If we do not receive your reallocation instructions by the due date, we automatically will reallocate to the subaccount investing in the Columbia Variable Portfolio — Cash Management Fund (Class 3). You may then transfer this reallocated amount in accordance with the transfer provisions of your contract (see “Transferring Between Accounts” above).

In the event of substitution or any of these changes, we may amend the contract and take whatever action is necessary and appropriate without your consent or approval. However, we will not make any substitution or change without the necessary approval of the SEC and state insurance departments.

About the Service Providers

PRINCIPAL UNDERWRITER
RiverSource Distributors, Inc. (“RiverSource Distributors”), our affiliate, serves as the principal underwriter of the contract. Its offices are located at 70100 Ameriprise Financial Center, Minneapolis, MN 55474. RiverSource Distributors is a wholly-owned subsidiary of Ameriprise Financial, Inc.

EVERGREEN ESSENTIAL VARIABLE ANNUITY — PROSPECTUS 57

Although we no longer offer the contract for sale, you may continue to make purchase payments if permitted under the terms of your contract. We pay commissions to an affiliated selling firm of up to 7.00% as well as service/trail commissions of up to 1.00% based on annual total contract value for as long as the contract remains in effect. We also may pay an additional sales commission of up to 1.00% of purchase payments for a period of time we select. These commissions do not change depending on which subaccounts you choose to allocate your purchase payments.

From time to time and in accordance with applicable laws and regulations, we may also pay or provide the selling firm with various cash and non-cash promotional incentives including, but not limited to bonuses, short-term sales incentive payments, marketing allowances, costs associated with sales conferences and educational seminars and sales recognition awards.

A portion of the payments made to the selling firm may be passed on to its sales representatives in accordance with its internal compensation programs. Those programs may also include other types of cash and non-cash compensation and other benefits.

Ask your sales representative for further information about what your sales representative and the selling firm for which he or she works may receive in connection with your contract.

We pay the commissions and other compensation described above from our assets. Our assets include:

•	revenues we receive from fees and expenses that you will pay when buying, owning and making a withdrawal from the contract (see “Expense Summary”);

•	compensation we or an affiliate receive from the underlying funds in the form of distribution and services fees (see “The Variable Account and the Funds — The funds”);

•	compensation we or an affiliate receive from a fund’s investment adviser, subadviser, distributor or an affiliate of any of these (see “The Variable Account and the Funds — The funds”); and

•	revenues we receive from other contracts and policies we sell that are not securities and other businesses we conduct.

You do not directly pay the commissions and other compensation described above as the result of a specific charge or deduction under the contract. However, you may pay part of all of the commissions and other compensation described above indirectly through:

•	fees and expenses we collect from contract owners, including withdrawal charges; and

•	fees and expenses charged by the underlying funds in which the subaccounts you select invest, to the extent we or one of our affiliates receive revenue from the funds or an affiliated person.

ISSUER
RiverSource Life issues the contracts. We are located at 70100 Ameriprise Financial Center, Minneapolis, MN 55474 and are a wholly-owned subsidiary of Ameriprise Financial, Inc.

We conduct a conventional life insurance business. We are licensed to do business in 49 states, the District of Columbia and American Samoa. Our primary products currently include fixed and variable annuity contracts and life insurance policies.

LEGAL PROCEEDINGS
Life insurance companies have been the subject of increasing regulatory, legislative and judicial scrutiny. Numerous state and federal regulatory agencies have commenced examinations and other inquiries of insurance companies regarding sales and marketing practices (including sales to older consumers and disclosure practices), claims handling, and unclaimed property and escheatment practices and procedures. With regard to an industry-wide investigation of unclaimed property and escheatment practices and procedures, RiverSource Life is responding to regulatory audits, market conduct examinations and other inquiries (including inquiries from the State of Minnesota). RiverSource Life has cooperated with and will continue to cooperate with the applicable regulators regarding their inquiries.

RiverSource Life is involved in the normal course of business in a number of other legal and arbitration proceedings concerning matters arising in connection with the conduct of its business activities. RiverSource Life believes that it is not a party to, nor are any of its properties the subject of, any pending legal, arbitration or regulatory proceedings that would have a material adverse effect on its consolidated financial condition, results of operations or liquidity. However, it is possible that the outcome of any such proceedings could have a material adverse impact on results of operations in any particular reporting period as the proceedings are resolved.

Additional Information

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
RiverSource Life is incorporating by reference in this prospectus information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information that we incorporate by

 58  EVERGREEN ESSENTIAL VARIABLE ANNUITY — PROSPECTUS

reference is an important part of this prospectus, and later information that we file with the SEC automatically will update and supersede this information. The Annual Report on Form 10-K of RiverSource Life Insurance Company for the year ended December 31, 2012, File No. 33-28976, that we previously filed with the SEC under the Securities Exchange Act of 1934 (1934 Act) is incorporated by reference into this prospectus, as well as all of our subsequent annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC under the 1934 Act. To access this document, see “SEC Filings” under “Investors Relations” on our website at www.ameriprise.com.

RiverSource Life will furnish you without charge a copy of any or all of the documents incorporated by reference into this prospectus, including any exhibits to such documents which have been specifically incorporated by reference. We will do so upon receipt of your written or oral request. You can contact RiverSource Life at the telephone number and address listed on the first page of this prospectus.

AVAILABLE INFORMATION
This prospectus is part of a registration statement we file with the SEC. Additional information on RiverSource Life and on this offering is available in the registration statement. You can obtain copies of these materials at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. In addition to this prospectus, the SAI and information about the contract, information incorporated by reference is available on the EDGAR Database on the SEC’s Internet site at (http://www.sec.gov).

INDEMNIFICATION
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (Securities Act) may be permitted to directors and officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

EVERGREEN ESSENTIAL VARIABLE ANNUITY — PROSPECTUS 59

Appendix A: Performance Credit Rider Adjusted Partial Withdrawal

STEP ONE:
For each withdrawal made within the current calculation period we calculate the remaining purchase payment amount (RPA):

RPA =	Total purchase payments and purchase payment credits made prior to the partial withdrawal in question minus the RPA adjusted partial withdrawals for all previous partial withdrawals.

NOTE:	In our calculations for the first partial withdrawal, the RPA will simply be the total purchase payments and purchase payment credits as there are no previous withdrawals to subtract.

RPA adjusted partial withdrawals	=	PW × RPA CV

PW =	the partial withdrawal including any applicable withdrawal charge or MVA.

CV =	the contract value on the date of (but prior to) the partial withdrawal.

RPA =	the remaining premium amount on the date of (but prior to) the partial withdrawal.

STEP TWO:
For each withdrawal made within the current calculation period we calculate the eligible purchase payment amount (EPA):

EPA =	Total purchase payments and purchase payment credits made prior to the partial withdrawal in question AND prior to the five year exclusion period minus EPA adjusted partial withdrawals for all previous partial withdrawals.

NOTE:	In our calculations for the first partial withdrawal, the EPA will simply be the total purchase payments and purchase payment credits made before the five year exclusion period as there are no previous withdrawals to subtract. Also note that EPA/RPA will always be less than or equal to one.

EPA adjusted partial withdrawals	=	PW × EPA CV	×	EPA RPA

PW =	the partial withdrawal including any applicable withdrawal charge or MVA.

CV =	the contract value on the date of (but prior to) the partial withdrawal.

EPA =	the eligible premium amount on the date of (but prior to) the partial withdrawal.

RPA =	the remaining premium amount on the date of (but prior to) the partial withdrawal.

STEP THREE:
The total PCRPW (Performance Credit Rider adjusted partial withdrawal) amount is the sum of each EPA adjusted partial withdrawal.

Example: Calculation at the end of the ten-year period assuming the contract is eligible for the PCR credit (i.e., your contract value is less than target value). This example does not include purchase payment credits.

•	You purchase the contract with an initial purchase payment of $100,000.

•	On the sixth contract anniversary you make an additional purchase payment in the amount of $100,000.

•	Contract values before any partial withdrawals are shown below.

•	On the third contract anniversary you make a partial withdrawal in the amount of $10,000.

•	On the eighth contract anniversary you make another partial withdrawal in the amount of $10,000.

 60  EVERGREEN ESSENTIAL VARIABLE ANNUITY — PROSPECTUS

NOTE: The shaded portion of the table indicates the five year exclusion period.

Contract
Duration	Total purchase
in Years	payments	Contract value

At Issue	$100,000	$100,000

1	100,000	110,000

2	100,000	115,000

3	100,000	120,000

4	100,000	115,000

5	100,000	120,000

6	200,000	225,000

7	200,000	230,000

8	200,000	235,000

9	200,000	230,000

10	200,000	235,000

Step one: For each withdrawal made within the current calculation period we calculate the RPA:

For the first partial withdrawal on the third contract anniversary:
RPA before the partial withdrawal = total purchase	RPA adjusted partial withdrawal =
payments made prior to the partial withdrawal minus the RPA adjusted partial withdrawals for all previous partial withdrawals = $100,000 – 0 = $100,000	$10,000 × $100,000 $120,000	= $8,333

For the second partial withdrawal on the eighth contract anniversary:
RPA before the partial withdrawal = total purchase	RPA adjusted partial withdrawal =
payments made prior to the partial withdrawal minus the RPA adjusted partial withdrawals for all previous partial withdrawals = $200,000 – $8,333 = $191,667	$10,000 × $191,667 $235,000	= $8,156

Step two: For each withdrawal made within the current calculation period, we calculate the EPA:

For the first partial withdrawal on the third contract anniversary:
EPA before the partial withdrawal = total purchase	EPA adjusted partial withdrawal =
payments made prior to the partial withdrawal AND the five-year exclusion period minus the EPA adjusted partial withdrawals for all previous partial withdrawals = $100,000 – 0 = $100,000	$10,000 × $100,000 $120,000	×	$100,000 $100,000	= $8,333

For the second partial withdrawal on the eighth contract anniversary:
EPA before the partial withdrawal = total purchase	EPA adjusted partial withdrawal =
payments made prior to the partial withdrawal AND the five-year exclusion period minus the EPA adjusted partial withdrawals for all previous partial withdrawals = $100,000 – $8,333 = $91,667	$10,000 × $91,667 $235,000	×	$91,667 $191,667	= $1,866

Step three: The total PCRPW amount is the sum of each EPA adjusted partial withdrawal.

PCRPW amount = $8,333 + $1,866 = $10,199

EVERGREEN ESSENTIAL VARIABLE ANNUITY — PROSPECTUS 61

Appendix B: Condensed Financial Information (Unaudited)

The following tables give per-unit information about the financial history of the subaccounts representing the lowest and highest total annual variable account expense combinations. The date in which operations commenced in each subaccount is noted in parentheses. The SAI contains tables that give per-unit information about the financial history of each existing subaccount. We have not provided this information for subaccounts (if any) that were not available under your contract as of Dec. 31, 2012. You may obtain a copy of the SAI without charge by contacting us at the telephone number or address listed on the first page of the prospectus.

Variable account charges of 1.00% of the daily net assets of the variable account.
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

Columbia Variable Portfolio – Cash Management Fund (Class 3) (05/30/2000)
Accumulation unit value at beginning of period	$1.13	$1.14	$1.15	$1.16	$1.15	$1.10	$1.07	$1.05	$1.05	$1.06
Accumulation unit value at end of period	$1.12	$1.13	$1.14	$1.15	$1.16	$1.15	$1.10	$1.07	$1.05	$1.05
Number of accumulation units outstanding at end of period (000 omitted)	269	341	576	492	720	1,135	646	695	691	813

Columbia Variable Portfolio – Diversified Bond Fund (Class 3) (05/21/2002)
Accumulation unit value at beginning of period	$1.44	$1.37	$1.27	$1.12	$1.21	$1.16	$1.13	$1.11	$1.08	$1.04
Accumulation unit value at end of period	$1.54	$1.44	$1.37	$1.27	$1.12	$1.21	$1.16	$1.13	$1.11	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	268	317	645	713	743	1,355	1,120	1,133	1,115	572

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3) (05/21/2002)
Accumulation unit value at beginning of period	$1.48	$1.57	$1.36	$1.08	$1.83	$1.71	$1.44	$1.28	$1.10	$0.78
Accumulation unit value at end of period	$1.67	$1.48	$1.57	$1.36	$1.08	$1.83	$1.71	$1.44	$1.28	$1.10
Number of accumulation units outstanding at end of period (000 omitted)	87	130	223	356	367	455	367	326	294	140

Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3) (03/17/2006)
Accumulation unit value at beginning of period	$0.94	$0.90	$0.78	$0.63	$1.10	$1.08	$1.00	—	—	—
Accumulation unit value at end of period	$1.06	$0.94	$0.90	$0.78	$0.63	$1.10	$1.08	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	116	126	203	307	325	354	377	—	—	—

Fidelity® VIP Mid Cap Portfolio Service Class 2 (05/21/2002)
Accumulation unit value at beginning of period	$1.98	$2.24	$1.76	$1.27	$2.13	$1.86	$1.68	$1.43	$1.16	$0.85
Accumulation unit value at end of period	$2.24	$1.98	$2.24	$1.76	$1.27	$2.13	$1.86	$1.68	$1.43	$1.16
Number of accumulation units outstanding at end of period (000 omitted)	183	212	350	628	721	821	841	769	737	543

FTVIPT Mutual Shares Securities Fund – Class 2 (05/30/2000)
Accumulation unit value at beginning of period	$1.54	$1.57	$1.43	$1.14	$1.84	$1.79	$1.53	$1.40	$1.25	$1.01
Accumulation unit value at end of period	$1.74	$1.54	$1.57	$1.43	$1.14	$1.84	$1.79	$1.53	$1.40	$1.25
Number of accumulation units outstanding at end of period (000 omitted)	606	716	1,184	1,983	2,405	3,218	3,435	3,555	3,640	2,566

Invesco V.I. Value Opportunities Fund, Series II Shares (05/21/2002)
Accumulation unit value at beginning of period	$0.91	$0.95	$0.90	$0.61	$1.29	$1.28	$1.15	$1.10	$1.00	$0.76
Accumulation unit value at end of period	$1.06	$0.91	$0.95	$0.90	$0.61	$1.29	$1.28	$1.15	$1.10	$1.00
Number of accumulation units outstanding at end of period (000 omitted)	240	297	468	748	743	806	813	843	909	623

Oppenheimer Main Street Small Cap Fund®/VA, Service Shares (05/21/2002)
Accumulation unit value at beginning of period	$1.58	$1.63	$1.34	$0.99	$1.61	$1.65	$1.45	$1.34	$1.13	$0.79
Accumulation unit value at end of period	$1.84	$1.58	$1.63	$1.34	$0.99	$1.61	$1.65	$1.45	$1.34	$1.13
Number of accumulation units outstanding at end of period (000 omitted)	68	76	117	205	221	249	248	220	170	121

Putnam VT International Equity Fund – Class IB Shares (05/21/2002)
Accumulation unit value at beginning of period	$1.08	$1.31	$1.20	$0.97	$1.76	$1.64	$1.29	$1.17	$1.01	$0.80
Accumulation unit value at end of period	$1.30	$1.08	$1.31	$1.20	$0.97	$1.76	$1.64	$1.29	$1.17	$1.01
Number of accumulation units outstanding at end of period (000 omitted)	105	117	210	300	325	392	419	350	360	178

Variable Portfolio – Partners Small Cap Value Fund (Class 3) (05/21/2002)
Accumulation unit value at beginning of period	$1.60	$1.69	$1.38	$1.02	$1.50	$1.59	$1.34	$1.28	$1.08	$0.79
Accumulation unit value at end of period	$1.80	$1.60	$1.69	$1.38	$1.02	$1.50	$1.59	$1.34	$1.28	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	33	35	45	62	68	80	78	77	86	54

Wells Fargo Advantage VT International Equity Fund – Class 2 (07/31/2002)
Accumulation unit value at beginning of period	$1.48	$1.72	$1.49	$1.30	$2.25	$1.98	$1.63	$1.42	$1.21	$0.93
Accumulation unit value at end of period	$1.66	$1.48	$1.72	$1.49	$1.30	$2.25	$1.98	$1.63	$1.42	$1.21
Number of accumulation units outstanding at end of period (000 omitted)	122	140	192	237	227	294	327	333	336	225

Wells Fargo Advantage VT Omega Growth Fund – Class 2 (07/31/2002)
Accumulation unit value at beginning of period	$1.89	$2.03	$1.71	$1.20	$1.68	$1.52	$1.45	$1.41	$1.33	$0.96
Accumulation unit value at end of period	$2.26	$1.89	$2.03	$1.71	$1.20	$1.68	$1.52	$1.45	$1.41	$1.33
Number of accumulation units outstanding at end of period (000 omitted)	227	241	292	314	348	449	462	480	368	237

 62  EVERGREEN ESSENTIAL VARIABLE ANNUITY — PROSPECTUS

Variable account charges of 1.00% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

Wells Fargo Advantage VT Opportunity Fund – Class 2 (08/26/2011)
Accumulation unit value at beginning of period	$1.05	$1.00	—	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.20	$1.05	—	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	442	504	—	—	—	—	—	—	—	—

Wells Fargo Advantage VT Small Cap Growth Fund – Class 2 (07/16/2010)
Accumulation unit value at beginning of period	$1.21	$1.28	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.29	$1.21	$1.28	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	50	51	65	—	—	—	—	—	—	—

Wells Fargo Advantage VT Small Cap Value Fund – Class 2 (07/16/2010)
Accumulation unit value at beginning of period	$1.12	$1.22	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.27	$1.12	$1.22	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	184	214	350	—	—	—	—	—	—	—

Wells Fargo Advantage VT Total Return Bond Fund – Class 2 (07/16/2010)
Accumulation unit value at beginning of period	$1.08	$1.00	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.13	$1.08	$1.00	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	247	299	469	—	—	—	—	—	—	—

Variable account charges of 1.85% of the daily net assets of the variable account.
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

Columbia Variable Portfolio – Cash Management Fund (Class 3) (01/29/2003)
Accumulation unit value at beginning of period	$0.99	$1.01	$1.02	$1.04	$1.04	$1.01	$0.98	$0.98	$0.99	$1.00
Accumulation unit value at end of period	$0.97	$0.99	$1.01	$1.02	$1.04	$1.04	$1.01	$0.98	$0.98	$0.99
Number of accumulation units outstanding at end of period (000 omitted)	237	298	303	1,258	372	137	91	70	179	55

Columbia Variable Portfolio – Diversified Bond Fund (Class 3) (01/29/2003)
Accumulation unit value at beginning of period	$1.28	$1.22	$1.15	$1.02	$1.11	$1.07	$1.05	$1.05	$1.02	$1.00
Accumulation unit value at end of period	$1.35	$1.28	$1.22	$1.15	$1.02	$1.11	$1.07	$1.05	$1.05	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	149	167	264	3,966	3,519	3,241	547	165	169	63

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3) (01/29/2003)
Accumulation unit value at beginning of period	$1.81	$1.94	$1.69	$1.35	$2.32	$2.18	$1.86	$1.67	$1.44	$1.00
Accumulation unit value at end of period	$2.03	$1.81	$1.94	$1.69	$1.35	$2.32	$2.18	$1.86	$1.67	$1.44
Number of accumulation units outstanding at end of period (000 omitted)	367	465	559	2,165	1,880	1,267	1,033	512	31	9

Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.03	$1.00	$0.87	$0.71	$1.25	$1.24	$1.10	$1.05	$1.00	—
Accumulation unit value at end of period	$1.15	$1.03	$1.00	$0.87	$0.71	$1.25	$1.24	$1.10	$1.05	—
Number of accumulation units outstanding at end of period (000 omitted)	336	589	890	1,020	1,054	1,103	1,183	1,307	818	—

Fidelity® VIP Mid Cap Portfolio Service Class 2 (01/29/2003)
Accumulation unit value at beginning of period	$2.20	$2.51	$1.99	$1.45	$2.45	$2.16	$1.96	$1.69	$1.38	$1.00
Accumulation unit value at end of period	$2.47	$2.20	$2.51	$1.99	$1.45	$2.45	$2.16	$1.96	$1.69	$1.38
Number of accumulation units outstanding at end of period (000 omitted)	145	170	239	607	861	608	488	330	213	143

FTVIPT Mutual Shares Securities Fund – Class 2 (01/29/2003)
Accumulation unit value at beginning of period	$1.44	$1.48	$1.36	$1.10	$1.77	$1.75	$1.50	$1.38	$1.25	$1.00
Accumulation unit value at end of period	$1.61	$1.44	$1.48	$1.36	$1.10	$1.77	$1.75	$1.50	$1.38	$1.25
Number of accumulation units outstanding at end of period (000 omitted)	90	131	188	279	398	502	611	526	516	349

Invesco V.I. Value Opportunities Fund, Series II Shares (01/29/2003)
Accumulation unit value at beginning of period	$1.14	$1.20	$1.14	$0.79	$1.67	$1.68	$1.52	$1.46	$1.35	$1.00
Accumulation unit value at end of period	$1.32	$1.14	$1.20	$1.14	$0.79	$1.67	$1.68	$1.52	$1.46	$1.35
Number of accumulation units outstanding at end of period (000 omitted)	54	75	113	132	148	151	164	179	110	27

Oppenheimer Main Street Small Cap Fund®/VA, Service Shares (01/29/2003)
Accumulation unit value at beginning of period	$1.87	$1.95	$1.61	$1.20	$1.97	$2.04	$1.81	$1.68	$1.44	$1.00
Accumulation unit value at end of period	$2.16	$1.87	$1.95	$1.61	$1.20	$1.97	$2.04	$1.81	$1.68	$1.44
Number of accumulation units outstanding at end of period (000 omitted)	26	21	22	32	35	40	30	40	33	29

Putnam VT International Equity Fund – Class IB Shares (01/29/2003)
Accumulation unit value at beginning of period	$1.33	$1.64	$1.52	$1.24	$2.25	$2.12	$1.69	$1.53	$1.34	$1.00
Accumulation unit value at end of period	$1.60	$1.33	$1.64	$1.52	$1.24	$2.25	$2.12	$1.69	$1.53	$1.34
Number of accumulation units outstanding at end of period (000 omitted)	18	20	29	33	44	47	53	51	54	41

Variable Portfolio – Partners Small Cap Value Fund (Class 3) (01/29/2003)
Accumulation unit value at beginning of period	$1.94	$2.07	$1.69	$1.26	$1.88	$2.02	$1.71	$1.64	$1.40	$1.00
Accumulation unit value at end of period	$2.16	$1.94	$2.07	$1.69	$1.26	$1.88	$2.02	$1.71	$1.64	$1.40
Number of accumulation units outstanding at end of period (000 omitted)	220	330	415	510	605	687	648	720	337	3

EVERGREEN ESSENTIAL VARIABLE ANNUITY — PROSPECTUS 63

Variable account charges of 1.85% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

Wells Fargo Advantage VT International Equity Fund – Class 2 (01/29/2003)
Accumulation unit value at beginning of period	$1.53	$1.80	$1.57	$1.38	$2.42	$2.15	$1.78	$1.57	$1.34	$1.00
Accumulation unit value at end of period	$1.71	$1.53	$1.80	$1.57	$1.38	$2.42	$2.15	$1.78	$1.57	$1.34
Number of accumulation units outstanding at end of period (000 omitted)	49	52	61	64	67	87	78	64	45	28

Wells Fargo Advantage VT Omega Growth Fund – Class 2 (01/29/2003)
Accumulation unit value at beginning of period	$1.86	$2.00	$1.71	$1.21	$1.70	$1.55	$1.49	$1.47	$1.40	$1.00
Accumulation unit value at end of period	$2.20	$1.86	$2.00	$1.71	$1.21	$1.70	$1.55	$1.49	$1.47	$1.40
Number of accumulation units outstanding at end of period (000 omitted)	256	388	514	77	95	133	142	154	113	29

Wells Fargo Advantage VT Opportunity Fund – Class 2 (08/26/2011)
Accumulation unit value at beginning of period	$1.05	$1.00	—	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.19	$1.05	—	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	56	69	—	—	—	—	—	—	—	—

Wells Fargo Advantage VT Small Cap Growth Fund – Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.49	$1.59	$1.28	$0.86	$1.49	$1.33	$1.10	$1.06	$1.00	—
Accumulation unit value at end of period	$1.58	$1.49	$1.59	$1.28	$0.86	$1.49	$1.33	$1.10	$1.06	—
Number of accumulation units outstanding at end of period (000 omitted)	25	31	35	—	—	—	—	—	—	—

Wells Fargo Advantage VT Small Cap Value Fund – Class 2 (07/16/2010)
Accumulation unit value at beginning of period	$1.11	$1.22	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.24	$1.11	$1.22	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	38	39	67	—	—	—	—	—	—	—

Wells Fargo Advantage VT Total Return Bond Fund – Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.35	$1.27	$1.21	$1.10	$1.10	$1.05	$1.03	$1.03	$1.00	—
Accumulation unit value at end of period	$1.41	$1.35	$1.27	$1.21	$1.10	$1.10	$1.05	$1.03	$1.03	—
Number of accumulation units outstanding at end of period (000 omitted)	501	658	917	1,060	1,033	1,552	3,395	1,455	623	—

 64  EVERGREEN ESSENTIAL VARIABLE ANNUITY — PROSPECTUS

Table of Contents of the Statement of Additional Information

Calculating Annuity Payouts	p. 3

Rating Agencies	p. 4

Revenues Received During Calendar Year 2012	p. 4

Principal Underwriter	p. 5

Independent Registered Public Accounting Firms	p. 5

Condensed Financial Information (Unaudited)	p. 6

Financial Statements

EVERGREEN ESSENTIAL VARIABLE ANNUITY — PROSPECTUS 65

RiverSource Life Insurance Company
829 Ameriprise Financial Center
Minneapolis, MN 55474
1-800-333-3437

RiverSource Distributors, Inc. (Distributor), Member FINRA.
Insurance and annuity products are issued by RiverSource Life Insurance Company.

©2008-2013 RiverSource Life Insurance Company. All rights reserved.
45276 V (4/13)

Prospectus

April 29, 2013

Evergreen

New Solutions Variable Annuity

INDIVIDUAL FLEXIBLE PREMIUM DEFERRED COMBINATION FIXED/VARIABLE ANNUITY

Issued by:	RiverSource Life Insurance Company (RiverSource Life)

829 Ameriprise Financial Center
Minneapolis, MN 55474
Telephone: 1-800-333-3437
(Corporate Office)
RiverSource Variable Annuity Account/RiverSource MVA Account

New contracts are not currently being offered.

This prospectus contains information that you should know before investing. Prospectuses are also available for:

AllianceBernstein Variable Products Series Fund, Inc. (Class B)
Columbia Funds Variable Series Trust II
Fidelity® Variable Insurance Products – Service Class 2
Franklin® Templeton® Variable Insurance Products
  Trust (FTVIPT) – Class 2
Invesco Van Kampen Variable Insurance Funds
Invesco Variable Insurance Funds
MFS® Variable Insurance Trustsm – Service Class
Morgan Stanley Universal Institutional Funds (UIF)
Oppenheimer Variable Account Funds, Service Shares
Putnam Variable Trust – Class IB Shares
Wells Fargo Variable Trust Funds

Please read the prospectuses carefully and keep them for future reference.

This contract provides for purchase payment credits to eligible contract owners, which we may reverse under certain circumstances. (See “Buying Your Contract — Purchase Payment Credits”). Expense charges for contracts with purchase payment credits may be higher than expenses for contracts without such credits. The amount of the credit may be more than offset by any additional fees and charges associated with the credit.

The Securities and Exchange Commission (SEC) has not approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

An investment in this contract is not a deposit of a bank or financial institution and is not insured or guaranteed by the Federal Deposit Insurance Corporation (FDIC) or any other government agency. An investment in this contract involves investment risk including the possible loss of principal.

A Statement of Additional Information (SAI), dated the same date as this prospectus, is incorporated by reference into this prospectus. It is filed with the SEC and is available without charge by contacting RiverSource Life at the telephone number and address listed above. The table of contents of the SAI is on the last page of this prospectus. The SEC maintains an Internet site. This prospectus, the SAI and other information about the product are available on the EDGAR Database on the SEC’s Internet site at (http://www.sec.gov).

Variable annuities are insurance products that are complex investment vehicles. Before you invest, be sure to ask your investment professional about the variable annuity’s features, benefits, risks and fees, and whether the variable annuity is appropriate for you, based upon your financial situation and objectives.

The contract and/or certain optional benefits described in this prospectus may not be available in all jurisdictions. This prospectus constitutes an offering or solicitation only in those jurisdictions where such offering or solicitation may lawfully be made. State variations are covered in a special contract form used in that state. This prospectus provides a general description of the contract. Your actual contract and any riders or endorsements are the controlling documents.

RiverSource Life has not authorized any person to give any information or to make any representations regarding the contract other than those contained in this prospectus or the fund prospectuses. Do not rely on any such information or representations.

RiverSource Life offers several different annuities which your investment professional may or may not be authorized to offer to you. Each annuity has different features and benefits that may be appropriate for you based on your financial situation and needs, your age and how you intend to use the annuity. The different features and benefits may include the investment and fund manager options, variations in interest rate amount and guarantees, credits, withdrawal charge schedules and access to annuity account values. The fees and charges may also be different between each annuity.

EVERGREEN NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS 1

 2  EVERGREEN NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS

Key Terms

These terms can help you understand details about your contract.

Accumulation unit: A measure of the value of each subaccount before annuity payouts begin.

Annuitant: The person or persons on whose life or life expectancy the annuity payouts are based.

Annuity payouts: An amount paid at regular intervals under one of several plans.

Assumed investment rate: The rate of return we assume your investments will earn when we calculate your initial annuity payout amount using the annuity table in your contract. The standard assumed investment rate we use is 5% but you may request we substitute an assumed investment rate of 3.5%.

Beneficiary: The person you designate to receive benefits in case of the owner’s or annuitant’s death while the contract is in force.

Close of business: The time the New York Stock Exchange (NYSE) closes (4 p.m. Eastern time unless the NYSE closes earlier).

Code: The Internal Revenue Code of 1986, as amended.

Contract: A deferred annuity contract that permits you to accumulate money for retirement by making one or more purchase payments. It provides for lifetime or other forms of payouts beginning at a specified time in the future.

Contract value: The total value of your contract before we deduct any applicable charges.

Contract year: A period of 12 months, starting on the effective date of your contract and on each anniversary of the effective date.

Funds: Investment options under your contract. You may allocate your purchase payments into subaccounts investing in shares of the funds.

Good order: We cannot process your transaction request relating to the contract until we have received the request in good order at our corporate office. “Good order” means the actual receipt of the requested transaction in writing, along with all information, forms and supporting legal documentation necessary to effect the transaction. To be in “good order,” your instructions must be sufficiently clear so that we do not need to exercise any discretion to follow such instructions. This information and documentation generally includes your completed request; the contract number; the transaction amount (in dollars); the names of and allocations to and/or from the subaccounts and the fixed account affected by the requested transaction; the signatures of all contract owners, exactly as registered on the contract, if necessary; Social Security Number or Taxpayer Identification Number; and any other information, forms or supporting documentation that we may require. With respect to purchase requests, “good order” also generally includes receipt of sufficient payment by us to effect the purchase. We may, in our sole discretion, determine whether any particular transaction request is in good order, and we reserve the right to change or waive any good order requirements at any time.

Guarantee Period: The number of successive 12-month periods that a guaranteed interest rate is credited.

Guarantee Period Accounts (GPAs): A nonunitized separate account to which you may allocate purchase payments and purchase payment credits or transfer contract value of at least $1,000. These accounts have guaranteed interest rates for guarantee periods we declare when you allocate purchase payments and purchase payment credits or transfer contract value to a GPA. These guaranteed rates and periods of time may vary by state. Unless an exception applies, transfers or withdrawals from a GPA done more than 30 days before the end of the guarantee period will receive a market value adjustment, which may result in a gain or loss of principal.

Market Value Adjustment (MVA): A positive or negative adjustment assessed if any portion of a Guarantee Period Account is withdrawn or transferred more than 30 days before the end of its guarantee period.

One-year fixed account: An account to which you may make allocations. Amounts you allocate to this account earn interest at rates that we declare periodically.

Owner (you, your): The person or persons identified in the contract as owner(s) of the contract, who has or have the right to control the contract (to decide on investment allocations, transfers, payout options, etc.). Usually, but not always, the owner is also the annuitant. During the owner’s life, the owner is responsible for taxes, regardless of whether he or she receives the contract’s benefits. When the contract is owned by a revocable trust, the annuitant selected should be the grantor of the trust to assure compliance with Section 72(s) of the Code.

Purchase payment credits: An addition we make to your contract value. We base the amount of the credit on net payments (total payments less total withdrawals). We apply the credit to your contract based on your current payment.

EVERGREEN NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS 3

Qualified annuity: A contract that you purchase to fund one of the following tax-deferred retirement plans that is subject to applicable federal law and any rules of the plan itself:

•	Individual Retirement Annuities (IRAs) including inherited IRAs under Section 408(b) of the Code

•	Roth IRAs including inherited Roth IRAs under Section 408A of the Code

•	SIMPLE IRAs under Section 408(p) of the Code

•	Simplified Employee Pension (SEP) plans under Section 408(k) of the Code

•	Tax-Sheltered Annuity (TSA) rollovers under Section 403(b) of the Code

A qualified annuity will not provide any necessary or additional tax deferral if it is used to fund a retirement plan that is already tax-deferred.

All other contracts are considered nonqualified annuities.

Retirement date: The date when annuity payouts are scheduled to begin.

Rider effective date: The date a rider becomes effective as stated in the rider.

RiverSource Life: In this prospectus, “we,” “us,” “our” and “RiverSource Life” refer to RiverSource Life Insurance Company.

Valuation date: Any normal business day, Monday through Friday, on which the NYSE is open, up to the close of business. At the close of business, the next valuation date begins. We calculate the accumulation unit value of each subaccount on each valuation date. If we receive your purchase payment or any transaction request (such as a transfer or withdrawal request) in good order at our corporate office before the close of business, we will process your payment or transaction using the accumulation unit value we calculate on the valuation date we received your payment or transaction request. On the other hand, if we receive your purchase payment or transaction request in good order at our corporate office at or after the close of business, we will process your payment or transaction using the accumulation unit value we calculate on the next valuation date. If you make a transaction request by telephone (including by fax), you must have completed your transaction by the close of business in order for us to process it using the accumulation unit value we calculate on that valuation date. If you were not able to complete your transaction before the close of business for any reason, including telephone service interruptions or delays due to high call volume, we will process your transaction using the accumulation unit value we calculate on the next valuation date.

Variable account: Consists of separate subaccounts to which you may allocate purchase payments; each invests in shares of one fund. The value of your investment in each subaccount changes with the performance of the particular fund.

Withdrawal value: The amount you are entitled to receive if you make a full withdrawal from your contract. It is the contract value minus any applicable charges.

 4  EVERGREEN NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS

The Contract in Brief

Purpose: The purpose of the contract is to allow you to accumulate money for retirement. You do this by making one or more purchase payments. You may allocate your purchase payments to the GPAs, one-year fixed account and/or subaccounts under the contract. These accounts, in turn, may earn returns that increase the value of the contract. If the contract value goes to zero due to underlying fund’s performance or deduction of fees, the contract will no longer be in force and the contract (including any death benefit riders) will terminate. Beginning at a specified time in the future called the retirement date, the contract provides lifetime or other forms of payout of your contract value (less any applicable premium tax).

It may have not been advantageous for you to purchase this contract in exchange for, or in addition to, an existing annuity or life insurance policy. Generally, you can exchange one annuity for another or for a long-term care policy in a “tax-free” exchange under Section 1035 of the Code. You can also do a partial exchange from one annuity contract to another annuity contract, subject to Internal Revenue Service (“IRS”) rules. You also generally can exchange a life insurance policy for an annuity. However, before making an exchange, you should compare both contracts carefully because the features and benefits may be different. Fees and charges may be higher or lower on your old contract than on this contract. You may have to pay a withdrawal charge when you exchange out of your old contract and a new withdrawal charge period will begin when you exchange into this contract. If the exchange does not qualify for Section 1035 treatment, you also may have to pay federal income tax on the distribution. State income taxes may also apply. You should not exchange your old contract for this contract, or buy this contract in addition to your old contract, unless you determine it is in your best interest. (See “Taxes-1035 Exchanges”.)

Tax-deferred retirement plans: Most annuities have a tax-deferred feature. So do many retirement plans under the Code. As a result, when you use a qualified annuity to fund a retirement plan that is tax-deferred, your contract will not provide any necessary or additional tax deferral for that retirement plan. A qualified annuity has features other than tax deferral that may help you reach your retirement goals. In addition, the Code subjects retirement plans to required withdrawals triggered at a certain age. These mandatory withdrawals are called required minimum distributions (“RMDs”). RMDs may reduce the value of certain death benefits and optional riders (see “Taxes — Qualified Annuities — Required Minimum Distributions”). You should consult your tax advisor before you purchase the contract as a qualified annuity for an explanation of the tax implications to you.

Accounts: Generally, you may allocate your purchase payments among the:

•	subaccounts, each of which invests in a fund with a particular investment objective. The value of each subaccount varies with the performance of the particular fund in which it invests. We cannot guarantee that the value at the retirement date will equal or exceed the total purchase payments you allocate to the subaccounts. (See “The Variable Account and the Funds”).

•	GPAs which earn interest at rates declared when you make an allocation to that account. The required minimum investment in each GPA is $1,000. These accounts may not be available in all states. (See “The Guarantee Period Accounts (GPAs)”)

•	one-year fixed account, which earns interest at rates that we adjust periodically. There are restrictions on the amount you can allocate to this account as well as on transfers from this account. (See “The One-Year Fixed Account”)

Buying your contract: We no longer offer new contracts. However, you have the option of making additional purchase payments in the future, subject to certain restrictions. Purchase payment amounts and purchase payment timing may vary by state and be limited under the terms of your contract. (See “Buying Your Contract”)

Transfers: Subject to certain restrictions, you currently may redistribute your contract value among the accounts without charge at any time until annuity payouts begin, and once per contract year among the subaccounts after annuity payouts begin. Transfers out of the GPAs done more than 30 days before the end of the guarantee period will be subject to a MVA, unless an exception applies. You may establish automated transfers among the accounts. We reserve the right to further limit transfers to the GPAs and the one-year fixed account if the interest rate we are then crediting to the GPAs or one-year fixed account is equal to the minimum interest rate stated in the contract. (See “Making the Most of Your Contract — Transferring Among Accounts”)

Withdrawals: You may withdraw all or part of your contract value at any time before the retirement date. You also may establish automated partial withdrawals. Withdrawals may be subject to charges and tax penalties (including a 10% IRS penalty that may apply if you make withdrawals prior to your reaching age 59 1/2) and may have other tax consequences. Certain other restrictions may apply. (See “Withdrawals”)

Optional benefits: This contract offers optional features that are available for additional charges if you meet certain criteria. (See “Optional Benefits”)

EVERGREEN NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS 5

Benefits in case of death: If you or the annuitant die before annuity payouts begin, we will pay the beneficiary an amount at least equal to the contract value. (see “Benefits in Case of Death”)

Annuity payouts: You can apply your contract value, after reflecting any adjustments, to an annuity payout plan that begins on the retirement date. You may choose from a variety of plans to make sure that payouts continue as long as you like. The payout schedule must meet IRS requirements. We can make payouts on a fixed or variable basis, or both. During the annuity payout period, your choices for subaccounts may be limited. The GPAs are not available during the payout period. (See “The Annuity Payout Period”).

Taxes: Generally, income earned on your contract value grows tax-deferred until you make withdrawals or begin to receive payouts. (Under certain circumstances, IRS penalty taxes may apply.) The tax treatment of qualified and non-qualified annuities differs. Even if you direct payouts to someone else, you will be taxed on the income if you are the owner. (See “Taxes”).

 6  EVERGREEN NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS

Expense Summary

The following tables describe the fees and expenses that you will pay when buying, owning and making a withdrawal from the contract. The first table describes the fees and expenses that you paid at the time that you bought the contract and will pay when you make a withdrawal from the contract. State premium taxes also may be deducted.

CONTRACT OWNER TRANSACTION EXPENSES

Withdrawal charge

(Contingent deferred sales charge as a percentage of purchase payments withdrawn)

You select either a seven-year or five-year withdrawal schedule at the time of application.

Seven-year schedule		Five-year schedule
Years from purchase	Withdrawal charge	Years from purchase	Withdrawal charge
payment receipt	percentage	payment receipt	percentage

1	8%	1	8%

2	8	2	7

3	7	3	6

4	7	4	4

5	6	5	2

6	5	Thereafter	0

7	3

Thereafter	0

Withdrawal charge under Annuity Payout Plan E — Payouts for a specified period: If you are receiving variable annuity payments under this annuity payout plan, you can choose to take a withdrawal. The amount that you can withdraw is the present value of any remaining variable payouts. The discount rate we use in the calculation will be 5.17% for the assumed investment return of 3.5% and 6.67% for the assumed investment return of 5.0%. The withdrawal charge equals the present value of the remaining payouts using the assumed investment return minus the present value of the remaining payouts using the discount rate. (See “Charges — Withdrawal Charge” and “The Annuity Payout Period — Annuity Payout Plans.”)

	Assumed investment rate
Seven-year schedule	3.50%	5.00%

Qualified discount rate	4.86%	6.36%

Nonqualified discount rate	5.11%	6.61%

	Assumed investment rate
Five-year schedule	3.50%	5.00%

Qualified discount rate	5.16%	6.66%

Nonqualified discount rate	5.41%	6.91%

EVERGREEN NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS 7

The next two tables describe the fees and expenses that you will pay periodically during the time that you own the contract, not including fund fees and expenses.

ANNUAL VARIABLE ACCOUNT EXPENSES
(As a percentage of average daily subaccount value.)

You can choose a death benefit guarantee, a qualified or nonqualified contract and the length of your contract’s withdrawal charge schedule. The combination you choose determines the mortality and expense risk fees you pay. The table below shows the combinations available to you and their cost.

	Mortality and	Variable account	Total variable
Seven-year withdrawal charge schedule	expense risk fee	administrative charge	account expense

Qualified annuities

ROP death benefit	0.85%	0.15%	1.00%

MAV death benefit(1),(2)	1.05	0.15	1.20

EDB(1)	1.15	0.15	1.30

Nonqualified annuities

ROP death benefit	1.10	0.15	1.25

MAV death benefit(1),(2)	1.30	0.15	1.45

EDB(1)	1.40	0.15	1.55

Five-year withdrawal charge schedule
Qualified annuities

ROP death benefit	1.15	0.15	1.30

MAV death benefit(1),(2)	1.35	0.15	1.50

EDB(1)	1.45	0.15	1.60

Nonqualified annuities

ROP Payment death benefit	1.40	0.15	1.55

MAV death benefit(1),(2)	1.60	0.15	1.75

EDB(1)	1.70	0.15	1.85

(1)	Available if both you and the annuitant are 79 or younger at contract issue. If you select a GMIB rider, you must elect either the MAV death benefit or the EDB. EDB is not available with Benefit Protector or Benefit Protector Plus. May not be available in all states.
(2)	For contracts with applications signed before Nov. 6, 2003, or if your state has not approved this fee, the MAV death benefit fee is .10% less.

OTHER ANNUAL EXPENSES

Annual contract administrative charge	$40

(We will waive this charge when your contract value is $50,000 or more on the current contract anniversary.)

GMIB – MAV	0.55%(1),(2)

GMIB – 6% Rising Floor	0.75%(1),(2)

(As a percentage of the adjusted contract value charged annually on the contract anniversary.)

PCR fee	0.15%	(1)

(As a percentage of the contract value charged annually on the contract anniversary.)

Benefit Protector fee	0.25%	(1)

(As a percentage of the contract value charged annually on the contract anniversary.)

Benefit Protector Plus fee	0.40%	(1)

(As a percentage of the contract value charged annually on the contract anniversary.)

(1)	This fee applies only if you elect this optional feature.
(2)	For applications signed prior to May 1, 2003, the following current annual rider changes apply: GMIB – MAV — 0.30% and GMIB — 6% Rising Floor — 0.45%.

 8  EVERGREEN NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS

ANNUAL OPERATING EXPENSES OF THE FUNDS
The next two tables describe the operating expenses of the funds that you may pay periodically during the time that you own the contract. These operating expenses are for the fiscal year ended Dec. 31, 2012, unless otherwise noted. The first table shows the minimum and maximum total operating expenses charged by the funds. The second table shows the total operating expenses charged by each fund. More detail concerning each fund’s fees and expenses is contained in the prospectus for each fund.

Minimum and maximum annual operating expenses for the funds

(Including management fee, distribution and/or service (12b-1) fees and other expenses)(1)

	Minimum	Maximum

Total expenses before fee waivers and/or expense reimbursements	0.60%	1.37%

(1)	Each fund deducts management fees and other expenses from fund assets. Fund assets include amounts you allocate to a particular fund. Funds may also charge 12b-1 fees that are used to finance any activity that is primarily intended to result in the sale of fund shares. Because 12b-1 fees are paid out of fund assets on an ongoing basis, you may pay more if you select subaccounts investing in funds that have adopted 12b-1 plans than if you select subaccounts investing in funds that have not adopted 12b-1 plans. The fund or the fund’s affiliates may pay us or our affiliates for promoting and supporting the offer, sale and servicing of fund shares. In addition, the fund’s distributor and/or investment adviser, transfer agent or their affiliates may pay us or our affiliates for various services we or our affiliates provide. The amount of these payments will vary by fund and may be significant. See “The Variable Account and the Funds” for additional information, including potential conflicts of interest these payments may create. For a more complete description of each fund’s fees and expenses and important disclosure regarding payments the fund and/or its affiliates make, please review the fund’s prospectus and SAI.

Total annual operating expenses for each fund*

(Before fee waivers and/or expense reimbursements, if applicable, as a percentage of average daily net assets)

				Acquired fund	Gross total
	Management	12b-1	Other	fees and	annual
Fund name**	fees	fees	expenses	expenses***	expenses

AllianceBernstein VPS Global Thematic Growth Portfolio (Class B)	0.75%	0.25%	0.24%	—%	1.24%

AllianceBernstein VPS Growth and Income Portfolio (Class B)	0.55	0.25	0.05	—	0.85

AllianceBernstein VPS Large Cap Growth Portfolio (Class B)	0.75	0.25	0.11	—	1.11

Columbia Variable Portfolio – Cash Management Fund (Class 3)	0.33	0.13	0.14	—	0.60	(1)

Columbia Variable Portfolio – Diversified Bond Fund (Class 3)	0.41	0.13	0.13	—	0.67

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3)**	0.57	0.13	0.12	—	0.82

Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3)**	0.66	0.13	0.14	0.01	0.94

Columbia Variable Portfolio – Mid Cap Growth Opportunity Fund (Class 3)	0.76	0.13	0.17	—	1.06	(1)

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 3)**	0.36	0.13	0.14	—	0.63

Fidelity® VIP Contrafund® Portfolio Service Class 2	0.56	0.25	0.08	—	0.89

Fidelity® VIP Growth Portfolio Service Class 2	0.56	0.25	0.10	—	0.91

Fidelity® VIP Mid Cap Portfolio Service Class 2	0.56	0.25	0.09	—	0.90

FTVIPT Franklin Small Cap Value Securities Fund – Class 2	0.51	0.25	0.16	—	0.92

FTVIPT Mutual Shares Securities Fund – Class 2	0.60	0.25	0.11	—	0.96

FTVIPT Templeton Foreign Securities Fund – Class 2	0.64	0.25	0.15	—	1.04

Invesco V.I. American Franchise Fund, Series II Shares**	0.68	0.25	0.30	—	1.23	(2)

Invesco V.I. Comstock Fund, Series II Shares**	0.56	0.25	0.29	—	1.10	(2)

Invesco V.I. Growth and Income Fund, Series II Shares**	0.56	0.25	0.28	—	1.09	(2)

Invesco V.I. Mid Cap Growth Fund, Series II Shares**	0.75	0.25	0.37	—	1.37	(2)

Invesco V.I. Value Opportunities Fund, Series II Shares**	0.70	0.25	0.32	—	1.27

MFS® New Discovery Series – Service Class	0.90	0.25	0.07	—	1.22

MFS® Total Return Series – Service Class	0.75	0.25	0.05	—	1.05	(3)

MFS® Utilities Series – Service Class	0.74	0.25	0.08	—	1.07

Morgan Stanley UIF U.S. Real Estate Portfolio, Class I Shares	0.80	—	0.30	—	1.10

Oppenheimer Capital Appreciation Fund/VA, Service Shares	0.69	0.25	0.12	—	1.06	(4)

Oppenheimer Global Fund/VA, Service Shares**	0.63	0.25	0.13	—	1.01

Oppenheimer Global Strategic Income Fund/VA, Service Shares	0.58	0.25	0.14	0.06	1.03	(5)

Oppenheimer Main Street Small Cap Fund®/VA, Service Shares**	0.69	0.25	0.14	—	1.08	(4)

EVERGREEN NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS 9

Total annual operating expenses for each fund* (continued)

(Before fee waivers and/or expense reimbursements, if applicable, as a percentage of average daily net assets)

				Acquired fund	Gross total
	Management	12b-1	Other	fees and	annual
Fund name**	fees	fees	expenses	expenses***	expenses

Putnam VT Global Health Care Fund – Class IB Shares	0.64%	0.25%	0.20%	—%	1.09%

Putnam VT Growth and Income Fund – Class IB Shares	0.49	0.25	0.14	—	0.88

Putnam VT International Equity Fund – Class IB Shares	0.71	0.25	0.18	—	1.14

Variable Portfolio – Partners Small Cap Value Fund (Class 3)	0.91	0.13	0.15	0.01	1.20	(1)

Wells Fargo Advantage VT International Equity Fund – Class 2	0.75	0.25	0.23	0.01	1.24	(6)

Wells Fargo Advantage VT Omega Growth Fund – Class 2	0.55	0.25	0.25	—	1.05	(6)

Wells Fargo Advantage VT Opportunity Fund – Class 2	0.65	0.25	0.20	0.01	1.11	(6)

Wells Fargo Advantage VT Small Cap Growth Fund – Class 2	0.75	0.25	0.19	0.01	1.20

Wells Fargo Advantage VT Small Cap Value Fund – Class 2	0.75	0.25	0.34	0.01	1.35	(6)

Wells Fargo Advantage VT Total Return Bond Fund – Class 2	0.40	0.25	0.29	0.01	0.95	(6)

*	The Funds provided the information on their expenses and we have not independently verified the information.

**	The previous fund names can be found in “The Variable Account and the Funds” section of the prospectus.

***	Includes fees and expenses incurred indirectly by the Fund as a result of its investment in other investment companies (also referred to as acquired funds).

(1)	Columbia Management Investment Advisers, LLC and certain of its affiliates have contractually agreed to waive and/or to reimburse expenses (excluding certain fees and expenses, such as transaction costs and certain other investment related expenses, interest, taxes, acquired fund fees and expenses, and extraordinary expenses) until April 30, 2014, unless sooner terminated at the sole discretion of the Fund’s Board of Trustees. Under this agreement, the Fund’s net operating expenses, subject to applicable exclusions, will not exceed the annual rate of 0.575% for Columbia Variable Portfolio – Cash Management Fund (Class 3), 0.995% for Columbia Variable Portfolio – Mid Cap Growth Opportunity Fund (Class 3) and 1.005% for Variable Portfolio – Partners Small Cap Value Fund (Class 3).

(2)	The Adviser has contractually agreed, through at least June 30, 2014, to waive advisory fees and/or reimburse expenses of Series II shares to the extent necessary to limit total annual fund operating expenses after fee waivers and/or expense reimbursements (excluding interest, taxes, dividend expense on short sales, extraordinary or non-routine items, including litigation expenses and expenses that the Fund has incurred but did not actually pay because of an expense offset arrangement) to 1.15% for Invesco V.I. American Franchise Fund, Series II Shares, 1.03% for Invesco V.I. Comstock Fund, Series II Shares, 1.03% for Invesco V.I. Growth and Income Fund, Series II Shares and 1.34% for Invesco V.I. Mid Cap Growth Fund, Series II Shares of average daily net assets. Unless the Board of Trustees and Invesco Advisers, Inc. mutually agree to amend or continue the fee waiver agreement, it will terminate on June 30, 2014.

(3)	Massachusetts Financial Services Company has agreed in writing to reduce its management fee to 0.70% of the fund’s average daily net assets annually in excess of $1 billion and 0.65% of the fund’s average daily net assets annually in excess of $2.5 billion to $3 billion. This written agreement will remain in effect until modified by the fund’s Board of Trustees, but such agreement will continue until at least April 30, 2014. After fee waivers, net expenses would be 1.02%.

(4)	The Manager has voluntarily agreed to limit the Fund’s expenses after payments, waivers and/or reimbursements and reduction to custodian expenses, excluding expenses incurred directly or indirectly by the Fund as a result of investments in other investment companies, wholly-owned subsidiaries and pooled investment vehicles; so that those expenses, as percentages of daily net assets, will not exceed the annual rate of 1.05% for Oppenheimer Capital Appreciation Fund/VA, Service Shares and 1.05% for Oppenheimer Main Street Small Cap Fund®/VA, Service Shares.

(5)	The Manager has contractually agreed to waive fees and/or reimburse Fund expenses in an amount equal to the indirect management fees incurred through the Fund’s investments in Oppenheimer Institutional Money Market Fund, Oppenheimer Short Duration Fund and the Master Funds. This fee waiver and/or expenses reimbursement may not be amended or withdrawn for one year from the date of the Fund’s prospectus, unless approved by the board. After fee waivers, net expenses would be 0.97%.

(6)	The Adviser has committed through April 30, 2014 to waive fees and/or reimburse expenses to the extent necessary to cap the Fund’s total annual fund operating expenses after fee waiver at 0.94% for Wells Fargo Advantage VT International Equity Fund – Class 2, 1.00% for Wells Fargo Advantage VT Omega Growth Fund – Class 2, 1.00% for Wells Fargo Advantage VT Opportunity Fund – Class 2, 1.14% for Wells Fargo Advantage VT Small Cap Value Fund – 2 and 0.90% for Wells Fargo Advantage VT Total Return Bond Fund – Class 2. Brokerage commissions, stamp duty fees, interest, taxes, acquired fund fees and expenses and extraordinary expenses are excluded from the cap. After this time, the cap may be increased or the commitment to maintain the cap may be terminated only with the approval of the Board of Trustees.

 10  EVERGREEN NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS

Examples
These examples are intended to help you compare the cost of investing in these contracts with the cost of investing in other variable annuity contracts. These costs include your transaction expenses, contract administrative charges(1), variable account annual expenses and fund fees and expenses.

These examples assume that you invest $10,000 in the contract for the time periods indicated. These examples also assume that your investment has a 5% return each year.

Maximum Expenses. These examples assume the most expensive combination of contract features and benefits and the maximum fees and expenses of any of the funds before fee waivers and/or expense reimbursements. They assume that you select the MAV death benefit, GMIB – 6% Rising Floor and Benefit Protector Plus. Although your actual costs may be lower, based on these assumptions your costs would be:

					If you do not withdraw your contract
	If you withdraw your contract				or if you select an annuity payout plan
	at the end of the applicable time period:				at the end of the applicable time period:
Non-qualified Annuity	1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years

Seven-year withdrawal charge schedule	$1,246	$2,046	$2,854	$4,565	$446	$1,346	$2,254	$4,565

Five-year withdrawal charge schedule	1,277	2,034	2,595	4,815	477	1,434	2,395	4,815

					If you do not withdraw your contract
	If you withdraw your contract				or if you select an annuity payout plan
	at the end of the applicable time period:				at the end of the applicable time period:
Qualified Annuity	1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years

Seven-year withdrawal charge schedule	$1,221	$1,972	$2,736	$4,351	$421	$1,272	$2,136	$4,351

Five-year withdrawal charge schedule	1,252	1,961	2,478	4,607	452	1,361	2,278	4,607

Minimum Expenses. These examples assume the least expensive combination of contract features and benefits and the minimum fees and expenses of any of the funds before fee waivers and/or expense reimbursements. They assume that you select the ROP Death Benefit and do not select any optional benefits. Although your actual costs may be higher, based on these assumptions your costs would be:

					If you do not withdraw your contract
	If you withdraw your contract				or if you select an annuity payout plan
	at the end of the applicable time period:				at the end of the applicable time period:
Non-qualified Annuity	1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years

Seven-year withdrawal charge schedule	$1,030	$1,404	$1,801	$2,547	$230	$704	$1,201	$2,547

Five-year withdrawal charge schedule	1,060	1,397	1,556	2,860	260	797	1,356	2,860

					If you do not withdraw your contract
	If you withdraw your contract				or if you select an annuity payout plan
	at the end of the applicable time period:				at the end of the applicable time period:
Qualified Annuity	1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years

Seven-year withdrawal charge schedule	$1,004	$1,327	$1,670	$2,279	$204	$627	$1,070	$2,279

Five-year withdrawal charge schedule	1,035	1,320	1,427	2,600	235	720	1,227	2,600

(1)	In these examples, the contract administrative charge is $40.

THE EXAMPLES ARE ILLUSTRATIVE ONLY. YOU SHOULD NOT CONSIDER THESE EXAMPLES AS A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES WILL BE HIGHER OR LOWER THAN THOSE SHOWN DEPENDING UPON WHICH OPTIONAL BENEFIT YOU ELECT OTHER THAN INDICATED IN THE EXAMPLES OR IF YOU ALLOCATE CONTRACT VALUE TO ANY OTHER AVAILABLE SUBACCOUNTS.

EVERGREEN NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS 11

Condensed Financial Information

You can find unaudited condensed financial information for the subaccounts representing the lowest and highest total annual variable account expense combinations in Appendix B.

Financial Statements

You can find our audited financial statements and the audited financial statements of the divisions, which are comprised of subaccounts, in the SAI. The SAI does not include audited financial statements for divisions that are new (if any) and have no activity as of the financial statements date.

The Variable Account and the Funds

Variable Account. The variable account was established under Indiana law on July 15, 1987, and the subaccounts are registered together as a single unit investment trust under the Investment Company Act of 1940 (the 1940 Act). This registration does not involve any supervision of our management or investment practices and policies by the SEC. All obligations arising under the contracts are general obligations of RiverSource Life.

The variable account meets the definition of a separate account under federal securities laws. We credit or charge income, capital gains and capital losses of each subaccount only to that subaccount. State insurance law prohibits us from charging a subaccount with liabilities of any other subaccount or of our general business. The variable account includes other subaccounts that are available under contracts that are not described in this prospectus.

Although the IRS has issued some guidance on investor control, the U.S. Treasury and the IRS may continue to examine this aspect of variable contracts and provide additional guidance on investor control. At this time, we do not know what the additional guidance will be or when action will be taken. We reserve the right to modify the contract, as necessary, so that the owner will not be subject to current taxation as the owner of the subaccount assets.

We intend to comply with all federal tax laws so that the contract continues to qualify as an annuity for federal income tax purposes. We reserve the right to modify the contract as necessary to comply with any new tax laws.

The Funds. This contract currently offers subaccounts investing in shares of the funds listed in the table below.

•	Investment objectives: The investment managers and advisers cannot guarantee that the funds will meet their investment objectives. Please read the funds’ prospectuses for facts you should know before investing. These prospectuses are available by contacting us at the address or telephone number on the first page of this prospectus.

•	Fund name and management: A fund underlying your contract in which a subaccount invests may have a name, portfolio manager, objectives, strategies and characteristics that are the same or substantially similar to those of a publicly-traded retail mutual fund. Despite these similarities, an underlying fund is not the same as any publicly-traded retail mutual fund. Each underlying fund will have its own unique portfolio holdings, fees, operating expenses and operating results. The results of each underlying fund may differ significantly from any publicly-traded retail mutual fund.

•	Eligible purchasers: All funds are available to serve as the underlying investments for variable annuities and variable life insurance policies. The funds are not available to the public (see “Fund Name and Management” above). Some funds also are available to serve as investment options for tax-deferred retirement plans. It is possible that in the future for tax, regulatory or other reasons, it may be disadvantageous for variable annuity accounts and variable life insurance accounts and/or tax-deferred retirement plans to invest in the available funds simultaneously. Although we and the funds’ providers do not currently foresee any such disadvantages, the boards of directors or trustees of each fund will monitor events in order to identify any material conflicts between annuity owners, policy owners and tax-deferred retirement plans and to determine what action, if any, should be taken in response to a conflict. If a board were to conclude that it should establish separate fund providers for the variable annuity, variable life insurance and tax-deferred retirement plan accounts, you would not bear any expenses associated with establishing separate funds. Please refer to the funds’ prospectuses for risk disclosure regarding simultaneous investments by variable annuity, variable life insurance and tax-deferred retirement plan accounts. Each fund intends to comply with the diversification requirements under Section 817(h) of the Code.

Private label: This contract is a “private label” variable annuity. This means the contract includes funds affiliated with the distributor of this contract. Purchase payments and contract values you allocate to subaccounts investing in any of the Wells Fargo Variable Trust Funds available under this contract are generally more profitable for the distributor and its affiliates than allocations you make to other subaccounts. In contrast, purchase payments and contract values you allocate to subaccounts investing in any of the affiliated funds are generally more profitable for us and our affiliates (see “Revenue we receive from the funds may create conflicts of interest”). These relationships may influence recommendations your investment professional

 12  EVERGREEN NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS

makes regarding whether you should invest in the contract, and whether you should allocate purchase payments or contract values to a particular subaccount.

•	Asset allocation programs may impact fund performance: Asset allocation programs in general may negatively impact the performance of an underlying fund. Even if you do not participate in an asset allocation program, a fund in which your subaccount invests may be impacted if it is included in an asset allocation program. Rebalancing or reallocation under the terms of the asset allocation program may cause a fund to lose money if it must sell large amounts of securities to meet a redemption request. These losses can be greater if the fund holds securities that are not as liquid as others, for example, various types of bonds, shares of smaller companies and securities of foreign issuers. A fund may also experience higher expenses because it must sell or buy securities more frequently than it otherwise might in the absence of asset allocation program rebalancing or reallocations. Because asset allocation programs include periodic rebalancing and may also include reallocation, these effects may occur under any asset allocation program we offer or under asset allocation programs used in conjunction with the contracts and plans of other eligible purchasers of the funds.

•	Funds available under the contract: We seek to provide a broad array of underlying funds taking into account the fees and charges imposed by each fund and the contract charges we impose. We select the underlying funds in which the subaccounts initially invest and when there is substitution (see “Substitution of Investments”). We also make all decisions regarding which funds to retain in a contract, which funds to add to a contract and which funds will no longer be offered in a contract. In making these decisions, we may consider various objective and subjective factors. Objective factors include, but are not limited to fund performance, fund expenses, classes of fund shares available, size of the fund and investment objectives and investing style of the fund. Subjective factors include, but are not limited to, investment sub-styles and process, management skill and history at other funds and portfolio concentration and sector weightings. We also consider the levels and types of revenue including, but not limited to, expense payments and non-cash compensation a fund, its distributor, investment adviser, subadviser, transfer agent or their affiliates pay us and our affiliates. This revenue includes, but is not limited to compensation for administrative services provided with respect to the fund and support of marketing and distribution expenses incurred with respect to the fund.

•	Revenue we receive from the funds may create potential conflicts of interest: We or our affiliates receive from each of the funds, or the funds’ affiliates, varying levels and types of revenue, including but not limited to expense payments and non-cash compensation. The amount of this revenue and how it is computed varies by fund, may be significant and may create potential conflicts of interest. The greatest amount and percentage of revenue we and our affiliates receive comes from assets allocated to subaccounts investing in the funds that are managed by our affiliates Columbia Management Investment Advisers, LLC (Columbia Management Investment Advisers) or Columbia Wanger Asset Management, LLC (Columbia Wanger Asset Management) (affiliated funds). Employee compensation and operating goals at all levels are tied to the success of Ameriprise Financial, Inc. and its affiliates, including us. Certain employees may receive higher compensation and other benefits based, in part, on contract values that are invested in the affiliated funds. We or our affiliates receive revenue which ranges up to 0.69% of the average daily net assets invested in the underlying funds through this and other contracts we and our affiliate issue. We or our affiliates may also receive revenue which ranges up to 0.04% of aggregate, net or anticipated sales of underlying funds through this and other contracts we and our affiliate issue. Please see the SAI for a table that ranks the underlying funds according to total dollar amounts they and their affiliates paid us or our affiliates in the prior calendar year.

Expense payments, non-cash compensation and other forms of revenue may influence recommendations your investment professional makes regarding whether you should invest in the contract and whether you should allocate purchase payments or contract value to a subaccount that invests in a particular fund (see “About the Service Providers”).

The revenue we or our affiliates receive from a fund or its affiliates is in addition to revenue we receive from the charges you pay when buying, owning and making a withdrawal from the contract (see “Expense Summary”). However, the revenue we or our affiliates receive from a fund or its affiliates may come, at least in part, from the fund’s fees and expenses you pay indirectly when you allocate contract value to the subaccount that invests in that fund.

•	Why revenues are paid to us: In accordance with applicable laws, regulations and the terms of the agreements under which such revenue is paid, we or our affiliates may receive these revenues including, but not limited to expense payments and non-cash compensation for various purposes:

•	Compensating, training and educating investment professionals who sell the contracts.

•	Granting access to our employees whose job it is to promote sales of the contracts by authorized selling firms and their investment professionals, and granting access to investment professionals of our affiliated selling firms.

•	Activities or services we or our affiliates provide that assist in the promotion and distribution of the contracts including promoting the funds available under the contracts to prospective and existing contract owners, authorized selling firms and investment professionals.

EVERGREEN NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS 13

•	Providing sub-transfer agency and shareholder servicing to contract owners.

•	Promoting, including and/or retaining the fund’s investment portfolios as underlying investment options in the contracts.

•	Advertising, printing and mailing sales literature, and printing and distributing prospectuses and reports.

•	Furnishing personal services to contract owners, including education of contract owners, answering routine inquiries regarding a fund, maintaining accounts or providing such other services eligible for service fees as defined under the rules of the Financial Industry Regulatory Authority (FINRA).

•	Subaccounting, transaction processing, recordkeeping and administration.

•	Sources of revenue received from affiliated funds: The affiliated funds are managed by Columbia Management Investment Advisers or Columbia Wanger Asset Management. The sources of revenue we receive from these affiliated funds, or from affiliates of these funds, may include, but are not necessarily limited to, the following:

•	Assets of the fund’s adviser and transfer agent or an affiliate. The revenue resulting from these sources may be based either on a percentage of average daily net assets of the fund or on the actual cost of certain services we provide with respect to the fund. We may receive this revenue either in the form of a cash payment or it may be allocated to us.

•	Compensation paid out of 12b-1 fees that are deducted from fund assets and disclosed in the “12b-1 fees” column of the “Annual Operating Expenses of the Funds” table.

•	Sources of revenue received from unaffiliated funds: The unaffiliated funds are not managed by an affiliate of ours. The sources of revenue we receive from these unaffiliated funds, or the funds’ affiliates, may include, but are not necessarily limited to, the following:

•	Assets of the fund’s adviser, subadviser, transfer agent or an affiliate of these and assets of the fund’s distributor or an affiliate. The revenue resulting from these sources usually is based on a percentage of average daily net assets of the fund but there may be other types of payment arrangements.

•	Compensation paid out of 12b-1 fees that are deducted from fund assets and disclosed in the “12b-1 fees” column of the “Annual Operating Expenses of the Funds” table.

 14  EVERGREEN NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS

You may allocate purchase payments and transfers to any or all of the subaccounts of the variable account that invest in shares of the following funds:

Investing In	Investment Objective and Policies	Investment Adviser
AllianceBernstein VPS Global Thematic Growth Portfolio (Class B)	Seeks long-term growth of capital.	AllianceBernstein L.P.

AllianceBernstein VPS Growth and Income Portfolio (Class B)	Seeks long-term growth of capital.	AllianceBernstein L.P.

AllianceBernstein VPS Large Cap Growth Portfolio (Class B)	Seeks long-term growth of capital.	AllianceBernstein L.P.

Columbia Variable Portfolio – Cash Management Fund (Class 3)	Seeks maximum current income consistent with liquidity and stability of principal.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Diversified Bond Fund (Class 3)	Seeks high level of current income while attempting to conserve the value of the investment for the longest period of time.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3) (previously Columbia Variable Portfolio – Diversified Equity Income Fund (Class 3))	Seeks high level of current income and, as a secondary goal, steady growth of capital.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3) (previously Columbia Variable Portfolio – Dynamic Equity Fund (Class 3))	Seeks capital appreciation.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Mid Cap Growth Opportunity Fund (Class 3)	Seeks growth of capital.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 3) (previously Columbia Variable Portfolio – Short Duration U.S. Government Fund (Class 3))	Seeks high level of current income and safety of principal consistent with investment in U.S. government and government agency securities.	Columbia Management Investment Advisers, LLC

EVERGREEN NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS 15

Investing In	Investment Objective and Policies	Investment Adviser
Fidelity® VIP Contrafund® Portfolio Service Class 2	Seeks long-term capital appreciation. Normally invests primarily in common stocks. Invests in securities of companies whose value it believes is not fully recognized by the public. Invests in either “growth” stocks or “value” stocks or both. The fund invests in domestic and foreign issuers.	Fidelity Management & Research Company (FMR) is the fund’s manager. FMR Co., Inc. (FMRC) and other investment advisers serve as sub-advisers for the fund.

Fidelity® VIP Growth Portfolio Service Class 2	Seeks to achieve capital appreciation. Normally invests primarily in common stocks. Invests in companies that it believes have above-average growth potential (stocks of these companies are often called “growth” stocks). The Fund invests in domestic and foreign issuers.	Fidelity Management & Research Company (FMR) is the fund’s manager. FMR Co., Inc. (FMRC) and other investment advisers serve as sub-advisers for the fund.

Fidelity® VIP Mid Cap Portfolio Service Class 2	Seeks long-term growth of capital. Normally invests primarily in common stocks. Normally invests at least 80% of assets in securities of companies with medium market capitalizations. May invest in companies with smaller or larger market capitalizations. Invests in domestic and foreign issuers. The Fund invests in either “growth” or “value” common stocks or both.	Fidelity Management & Research Company (FMR) is the fund’s manager. FMR Co., Inc. (FMRC) and other investment advisers serve as sub-advisers for the fund.

FTVIPT Franklin Small Cap Value Securities Fund – Class 2	Seeks long-term total return. Under normal market conditions, the fund invests at least 80% of its net assets in investments of small capitalization companies.	Franklin Advisory Services, LLC

FTVIPT Mutual Shares Securities Fund – Class 2	Seeks capital appreciation, with income as a secondary goal. Under normal market conditions, the fund invests primarily in U.S. and foreign equity securities that the investment manager believes are undervalued.	Franklin Mutual Advisers, LLC

FTVIPT Templeton Foreign Securities Fund – Class 2	Seeks long-term capital growth. Under normal market conditions, the fund invests at least 80% of its net assets in investments of issuers located outside the U.S., including those in emerging markets.	Templeton Investment Counsel, LLC

Invesco V.I. American Franchise Fund, Series II Shares (previously Invesco Van Kampen V.I. – American Franchise Fund, Series II Shares)	Seeks capital growth.	Invesco Advisers, Inc.

Invesco V.I. Comstock Fund, Series II Shares (previously Invesco Van Kampen V.I. – Comstock Fund, Series II Shares)	Seeks capital growth and income through investments in equity securities, including common stocks, preferred stocks and securities convertible into common and preferred stocks.	Invesco Advisers, Inc.

Invesco V.I. Growth and Income Fund, Series II Shares (previously Invesco Van Kampen V.I. – Growth and Income Fund, Series II Shares)	Seeks long-term growth of capital and income.	Invesco Advisers, Inc.

 16  EVERGREEN NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS

Investing In	Investment Objective and Policies	Investment Adviser
Invesco V.I. Mid Cap Growth Fund, Series II Shares (previously Invesco Van Kampen V.I. – Mid Cap Growth Fund, Series II Shares)	Seeks capital growth.	Invesco Advisers, Inc.

Invesco V.I. Value Opportunities Fund, Series II Shares (previously Invesco Van Kampen V.I. – Value Opportunities Fund, Series II Shares)	Seeks long-term growth of capital.	Invesco Advisers, Inc.

MFS® New Discovery Series – Service Class	Seeks capital appreciation.	MFS® Investment Management

MFS® Total Return Series – Service Class	Seeks total return.	MFS® Investment Management

MFS® Utilities Series – Service Class	Seeks total return.	MFS® Investment Management

Morgan Stanley UIF U.S. Real Estate Portfolio, Class I Shares	Seeks to provide above average current income and long-term capital appreciation by investing primarily in equity securities of companies in the U.S. real estate industry, including real estate investment trusts.	Morgan Stanley Investment Management Inc.

Oppenheimer Capital Appreciation Fund/VA, Service Shares	Seeks capital appreciation by investing in securities of well-known, established companies.	OFI Global Asset Management, Inc., adviser; OppenheimerFunds, Inc., sub-adviser.

Oppenheimer Global Fund/VA, Service Shares (previously Oppenheimer Global Securities Fund/VA, Service Shares)	Seeks long-term capital appreciation by investing a substantial portion of its assets in securities of foreign issuers, “growth-type” companies, cyclical industries and special situations that are considered to have appreciation possibilities.	OFI Global Asset Management, Inc., adviser; OppenheimerFunds, Inc., sub-adviser.

Oppenheimer Global Strategic Income Fund/VA, Service Shares	Seeks a high level of current income principally derived from interest on debt securities.	OFI Global Asset Management, Inc., adviser; OppenheimerFunds, Inc., sub-adviser.

Oppenheimer Main Street Small Cap Fund®/VA, Service Shares (previously Oppenheimer Main Street Small – & Mid-Cap Fund®/VA, Service Shares)	Seeks capital appreciation.	OFI Global Asset Management, Inc., adviser; OppenheimerFunds, Inc., sub-adviser.

Putnam VT Global Health Care Fund – Class IB Shares	Seeks capital appreciation.	Putnam Investment Management, LLC, adviser; Putnam Advisory Company, LLC, sub-adviser; and Putnam Investments Limited

Putnam VT Growth and Income Fund – Class IB Shares	Seeks capital growth and current income.	Putnam Investment Management, LLC, adviser; Putnam Advisory Company, LLC, sub-adviser; and Putnam Investments Limited

EVERGREEN NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS 17

Investing In	Investment Objective and Policies	Investment Adviser
Putnam VT International Equity Fund – Class IB Shares	Seeks capital appreciation.	Putnam Investment Management, LLC, adviser; Putnam Advisory Company, LLC, sub-adviser; and Putnam Investments Limited

Variable Portfolio – Partners Small Cap Value Fund (Class 3)	Seeks long-term capital appreciation.	Columbia Management Investment Advisers, LLC, adviser; Barrow, Hanley, Mewhinney & Strauss, Inc., Denver Investment Advisors LLC, Donald Smith & Co., Inc., River Road Asset Management, LLC and Turner Investment Partners, Inc., subadvisers.

Wells Fargo Advantage VT International Equity Fund – Class 2	Seeks long-term capital appreciation.	Wells Fargo Funds Management, LLC, adviser; Wells Capital Management Inc., sub-adviser.

Wells Fargo Advantage VT Omega Growth Fund – Class 2	Seeks long-term capital appreciation.	Wells Fargo Funds Management, LLC, adviser; Wells Capital Management Inc., sub-adviser.

Wells Fargo Advantage VT Opportunity Fund – Class 2	Seeks long-term capital appreciation.	Wells Fargo Funds Management, LLC, adviser; Wells Capital Management Inc., sub-adviser.

Wells Fargo Advantage VT Small Cap Growth Fund – Class 2	Seeks long-term capital appreciation.	Wells Fargo Funds Management, LLC, adviser; Wells Capital Management Inc., sub-adviser.

Wells Fargo Advantage VT Small Cap Value Fund – Class 2	Seeks long-term capital appreciation.	Wells Fargo Funds Management, LLC, adviser; Wells Capital Management Inc., sub-adviser.

Wells Fargo Advantage VT Total Return Bond Fund – Class 2	Seeks total return consisting of income and capital appreciation.	Wells Fargo Funds Management, LLC, adviser; Wells Capital Management Inc., sub-adviser.

Guarantee Period Accounts (GPAs)

The GPAs may not be available in some states.

You may allocate purchase payments and purchase payment credits to one or more of the GPAs with guarantee periods declared by us. These periods of time may vary by state. The minimum required investment in each GPA is $1,000. There are restrictions on the amount you can allocate to these accounts as well as on transfers from these accounts (see “Buying Your Contract” and “Transfer policies”). These accounts are not offered after annuity payouts begin.

Each GPA pays an interest rate that is declared when you make an allocation to that account. That interest rate is then fixed for the guarantee period that you chose. We will periodically change the declared interest rate for any future allocations to these accounts, but we will not change the rate paid on money currently in a GPA.

The interest rates that we will declare as guaranteed rates in the future are determined by us at our discretion (“future rates”). We will determine future rates based on various factors including, but not limited to, the interest rate environment, returns we earn on investments in the nonunitized separate account we have established for the GPAs, the rates currently in effect for new and existing RiverSource Life annuities, product design, competition and RiverSource Life’s revenues and other expenses. We cannot predict nor can we guarantee what future rates will be.

You may transfer or withdraw contract value out of the GPAs within 30 days before the end of the guarantee period without receiving a MVA (see “Market Value Adjustment (MVA)” below.) During this 30 day window you may choose to start a new guarantee period of the same length, transfer the contract value to another GPA, transfer the contract value to any of the subaccounts, or withdraw the contract value from the contract (subject to applicable withdrawal provisions). If we do not

 18  EVERGREEN NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS

receive any instructions at the end of your guarantee period our current practice is to automatically transfer the contract value into the one-year fixed account.

We hold amounts you allocate to the GPAs in a “nonunitized” separate account. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the GPAs. State insurance law prohibits us from charging this separate account with liabilities of any other separate account or of our general business. We own the assets of this separate account as well as any favorable investment performance of those assets. You do not participate in the performance of the assets held in this separate account. We guarantee all benefits relating to your value in the GPAs. This guarantee is based on the continued claims-paying ability of the company’s general account. You should be aware that our general account is exposed to the risks normally associated with a portfolio of fixed-income securities, including interest rate, option, liquidity and credit risk. You should also be aware that we issue other types of insurance and financial products as well, and we also pay our obligations under these products from assets in our general account. Our general account is not segregated or insulated from the claims of our creditors. The financial statements contained in the SAI include a further discussion of the risks inherent within the investments of the general account.

We intend to construct and manage the investment portfolio relating to the separate account in such a way as to minimize the impact of fluctuations by interest rates. We seek to achieve this by constructing a portfolio of assets with a price sensitivity to interest rate changes (i.e., price duration) that is similar to the price duration of the corresponding portfolio of liabilities.

We must invest this portfolio of assets in accordance with requirements established by applicable state laws regarding the nature and quality of investments that life insurance companies may make and the percentage of their assets that they may commit to any particular type of investment. Our investment strategy will incorporate the use of a variety of debt instruments having price durations tending to match the applicable guarantee periods. These instruments include, but are not necessarily limited to, the following:

•	Securities issued by the U.S. government or its agencies or instrumentalities, which issues may or may not be guaranteed by the U.S. government;

•	Debt securities that have an investment grade, at the time of purchase, within the four highest grades assigned by any of three nationally recognized rating agencies — Standard & Poor’s, Moody’s Investors Service or Fitch (formerly Duff & Phelps) — or are rated in the two highest grades by the National Association of Insurance Commissioners;

•	Other debt instruments which are unrated or rated below investment grade, limited to 10% of assets at the time of purchase; and

•	Real estate mortgages, limited to 45% of portfolio assets at the time of acquisition.

In addition, options and futures contracts on fixed income securities will be used from time to time to achieve and maintain appropriate investment and liquidity characteristics on the overall asset portfolio.

While this information generally describes our investment strategy, we are not obligated to follow any particular strategy except as may be required by federal law and Indiana and other state insurance laws.

MARKET VALUE ADJUSTMENT (MVA)
We guarantee the contract value allocated to your GPA, including the interest credited, if you do not make any transfers or withdrawals from that GPA prior to 30 days before the end of the Guarantee Period. However, we will apply an MVA if a transfer or withdrawal occurs prior to this time, unless the transfer is an automated transfer from the two-year GPA as part of a dollar-cost averaging program or an Interest Sweep strategy. The MVA also affects amounts withdrawn from a GPA prior to 30 days before the end of the Guarantee Period that are used to purchase payouts under an annuity payout plan. We will refer to all of these transactions as “early withdrawals” in the discussion below.

When you request an early withdrawal, we adjust the early withdrawal amount by an MVA formula. The early withdrawal amount reflects the relationship between the guaranteed interest rate you are earning in your current GPA and the interest rate we are crediting on new GPAs that end at the same time as your current GPA.

The MVA is sensitive to changes in current interest rates. The magnitude of any applicable MVA will depend on our current schedule of guaranteed interest rates at the time of the withdrawal, the time remaining in your Guarantee Period and your guaranteed interest rate. The MVA is negative, zero or positive depending on how the guaranteed interest rate on your GPA compares to the interest rate of a new GPA for the same number of years as the Guarantee Period remaining on your GPA. This is summarized in the following table.

If your GPA rate is:	The MVA is:

Less than the new GPA rate + 0.10%	Negative

Equal to the new GPA rate + 0.10%	Zero

Greater than the new GPA rate + 0.10%	Positive

EVERGREEN NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS 19

General Examples
As the examples below demonstrate, the application of an MVA may result in either a gain or loss of principal. We refer to all of the transactions described below as “early withdrawals.”

Assume:

•	You purchase a contract and allocate part of your purchase payment to the ten-year GPA.

•	We guarantee an interest rate of 3.0% annually for your ten-year Guarantee Period.

•	After three years, you decide to make a withdrawal from your GPA. In other words, there are seven years left in your Guarantee Period.

Remember that the MVA depends partly on the interest rate of a new GPA for the same number of years as the Guarantee Period remaining on your GPA. In this case, that is seven years.

Example 1: Remember that your GPA is earning 3.0%. Assume at the time of your withdrawal new GPAs that we offer with a seven-year Guarantee Period are earning 3.5%. We add 0.10% to the 3.5% rate to get 3.6%. Your GPA’s 3.0% rate is less than the 3.6% rate so the MVA will be negative.

Example 2: Remember again that your GPA is earning 3.0%, and assume that new GPAs that we offer with a seven-year Guarantee Period are earning 2.5%. We add 0.10% to the 2.5% rate to get 2.6%. In this example, since your GPA’s 3.0% rate is greater than the 2.6% rate, the MVA will be positive. To determine that adjustment precisely, you will have to use the formula described below.

Sample MVA Calculations
The precise MVA formula we apply is as follows:

Early withdrawal amount ×	[(	1 + i 1 + j + .001)	n/12	− 1 ]	= MVA

Where i	= rate earned in the GPA from which amounts are being transferred or withdrawn.

j	= current rate for a new Guaranteed Period equal to the remaining term in the current Guarantee Period.

n	= number of months remaining in the current Guarantee Period (rounded up).

Examples
Using assumptions similar to those we used in the examples above:

•	You purchase a contract and allocate part of your purchase payment to the ten-year GPA.

•	We guarantee an interest rate of 3.0% annually for your ten-year Guarantee Period.

•	After three years, you decide to make a $1,000 withdrawal from your GPA. In other words, there are seven years left in your Guarantee Period.

Example 1: You request an early withdrawal of $1,000 from your ten-year GPA earning a guaranteed interest rate of 3.0%. Assume at the time of your withdrawal new GPAs that we offer with a seven-year Guarantee Period are earning 3.5%. Using the formula above, we determine the MVA as follows:

$1,000 ×	[(	1.030 1 + .035 + .001)	84/12	− 1]	= −$39.84

In this example, the MVA is a negative $39.84.

Example 2: You request an early withdrawal of $1,000 from your ten-year GPA earning a guaranteed interest rate of 3.0%. Assume at the time of your withdrawal new GPAs that we offer with a seven-year Guarantee Period are earning 2.5%. Using the formula above, we determine the MVA as follows:

$1,000 ×	[(	1.030 1 + .025 + .001)	84/12	− 1]	= $27.61

In this example, the MVA is a positive $27.61.

Please note that when you allocate your purchase payment to the ten-year GPA and your purchase payment is in its fourth year from receipt at the beginning of the Guarantee Period, your withdrawal charge percentage is 7%. (See “Charges — Withdrawal Charge.”) We do not apply MVAs to the amounts we deduct for withdrawal charges, so we would deduct the withdrawal charge from your early withdrawal after we applied the MVA. Also note that when you request an early withdrawal, we withdraw an amount from your GPA that will give you the net amount you requested after we apply the MVA and any applicable withdrawal charge, unless you request otherwise.

 20  EVERGREEN NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS

The current interest rate we offer on the GPA will change periodically at our discretion. It is the rate we are then paying on purchase payments, renewals and transfers paid under this class of contracts for Guarantee Period durations equaling the remaining Guarantee Period of the GPA to which the formula is being applied.

We will not apply MVAs to amounts withdrawn for annual contract charges, to amounts we pay as death claims or to automatic transfers from the two-year GPA as part of a dollar-cost averaging program or an Interest Sweep strategy. In some states, the MVA is limited.

The One-Year Fixed Account

You may allocate purchase payments or transfer accumulated value to the one-year fixed account. Some states may restrict the amount you can allocate to this account. We back the principal and interest guarantees relating to the one-year fixed account. These guarantees are based on the continued claims-paying ability of the company’s general account. You should be aware that our general account is exposed to the risks normally associated with a portfolio of fixed-income securities, including interest rate, option, liquidity and credit risk. The financial statements contained in the SAI include a further discussion of the risks inherent within the investments of the general account. The value of the one-year fixed account increases as we credit interest to the account. Purchase payments and transfers to the one-year fixed account become part of our general account. We credit and compound interest daily based on a 365-day year (366 in a leap year) so as to produce the annual effective rate which we declare. The interest rate we apply to each purchase payment or transfer to the one-year fixed account is guaranteed for one year. Thereafter we will change the rates from time-to-time at our discretion. These rates will be based on various factors including, but not limited to, the interest rate environment, returns earned on investments backing these annuities, the rates currently in effect for new and existing RiverSource Life annuities, product design, competition, and RiverSource Life’s revenues and expenses. The guaranteed minimum interest rate offered may vary by state but will not be lower than state law allows.

There are restrictions on the amount you can allocate to this account as well as on transfers from this account (see “Buying Your Contract” and “Transfer policies”).

The one-year fixed account is not required to be registered with the SEC. The SEC staff does not review the disclosures in this prospectus on the one-year fixed account, however, disclosures regarding the one-year fixed account may be subject to certain generally applicable provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

Buying Your Contract

New contracts are currently not being offered.

We are required by law to obtain personal information from you which we will use to verify your identity. If you do not provide this information we reserve the right to refuse to issue your contract or take other steps we deem reasonable. As the owner, you have all rights and may receive all benefits under the contract. You can own a qualified or nonqualified annuity. Generally, you can own a nonqualified annuity in joint tenancy with rights of survivorship only in spousal situations. You cannot own a qualified annuity in joint tenancy. You can become an owner if you are 85 or younger. (The age limit may be younger for qualified annuities in some states.)

When you applied, you selected (if available in your state):

•	GPAs, the one-year fixed account and/or subaccounts in which you want to invest(1);

•	how you want to make purchase payments;

•	the optional MAV death benefit(2);

•	the optional EDB(2);

•	the optional GMIB – MAV rider(3);

•	the optional GMIB – 6% Rising Floor rider(3);

•	the optional PCR(3);

•	the optional Benefit Protector® Death Benefit(4);

•	the optional Benefit Protector® Plus Death Benefit(4);

•	the length of the withdrawal charge schedule (5 or 7 years)(5); and

•	a beneficiary.

(1)	GPAs are not available under contracts issued in Maryland, Oregon, Pennsylvania,or Washington and may not be available in other states.
(2)	Available if both you and the annuitant are 79 or younger at contract issue. If you select a GMIB rider, you must elect either the MAV death benefit or the EDB. EDB is not available with Benefit Protector® or Benefit Protector® Plus. May not be available in all states.

EVERGREEN NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS 21

(3)	If you select the PCR, you cannot add a GMIB rider. The GMIB is available if the annuitant is 75 or younger at contract issue. The GMIB is not available with ROP death benefit. May not be available in all states.
(4)	Available if you and the annuitant are 75 or younger at contract issue. Not available with EDB. May not be available in all states.
(5)	The five-year withdrawal charge schedule may not be available in all states.

The contract provides for allocation of purchase payments to the GPAs, the one-year fixed account and/or the subaccounts of the variable account in even 1% increments subject to the $1,000 minimum for the GPAs.

The following restrictions on allocation of purchase payments to the GPAs and the one-year fixed account will apply:

For contracts with applications signed prior to June 16, 2003:	No restrictions on the amount of purchase payments allocated to the GPAs or the one-year fixed account (if available).

For contracts with applications signed on or after June 16 through Dec. 4, 2003:	The amount of any purchase payment allocated to the GPAs and the one-year fixed account in total cannot exceed 30% of the purchase payment.

This 30% limit will not apply if you establish a dollar cost averaging arrangement with respect to the purchase payment according to procedures currently in effect, or you are participating according to the rules of an asset allocation model portfolio program available under the contract, if any.

For contracts with applications signed on or after Dec. 5, 2003:	In certain states where we offer GPAs that do not require payment of a statutory minimum guaranteed interest rate, the amount of any purchase payment allocated to one-year fixed account cannot exceed 30% of the purchase payment. The amount of any purchase payment allocated to the GPAs is not subject to this 30% limit. Please consult your investment professional to see if these restrictions apply in your state. In all other states, the amount of any purchase payment allocated to the GPAs and the one-year fixed account in total cannot exceed 30% of the purchase payment. We reserve the right to further limit purchase payment allocations to the one-year fixed account and/or GPAs if the interest rate we are then crediting on new purchase payments allocated to the one-year fixed account is equal to the minimum interest rate stated in the contract.

In all states, the 30% limit will not apply if you establish an automated dollar cost averaging arrangement with respect to the purchase payment according to procedures currently in effect, or you are participating according to the rules of an asset allocation model portfolio program available under the contract, if any.

There are no restrictions on allocations of purchase payments to the subaccounts.

We apply your purchase payments to the GPAs, one-year fixed account and subaccounts you select. If we receive your purchase payment at our corporate office before the close of business, we will credit any portion of that payment allocated to the subaccounts using the accumulation unit value we calculate on the valuation date we received the payment. If we receive an additional purchase payment at our corporate office at or after the close of business, we will credit any portion of that payment allocated to the subaccounts using the accumulation unit value we calculate on the next valuation date after we received the payment.

You may make monthly payments to your contract under a Systematic Investment Plan (SIP). To begin the SIP, you will complete and send a form and your first SIP payment along with your application. There is no charge for SIP. You can stop your SIP payments at any time.

In most states, you may make additional purchase payments to nonqualified and qualified annuities until the retirement date.

THE RETIREMENT DATE
Annuity payouts begin on the retirement date. When we processed your application, we established the retirement date to be the maximum age for nonqualified annuities and Roth IRAs and for qualified annuities the date specified below. You can also select a date within the maximum limits. Your selected date can align with your actual retirement from a job, or it can be a different date, depending on your needs and goals and on certain restrictions. You also can change the retirement date, provided you send us written instructions at least 30 days before annuity payouts begin.

 22  EVERGREEN NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS

For nonqualified annuities and Roth IRAs, the retirement date must be:

•	no earlier than the 30th day after the contract’s effective date; and

•	no later than the annuitant’s 85th birthday or the tenth contract anniversary, if purchased after age 75, or such other date as agreed upon by us.

For qualified annuities except Roth IRAs, to comply with IRS regulations, the retirement date generally must be:

•	for IRAs, by April 1 of the year following the calendar year when the annuitant reaches age 70 1/2; or

•	for all other qualified annuities, by April 1 of the year following the calendar year when the annuitant reaches age 70 1/2 or, if later, retires (except that 5% business owners may not select a retirement date that is later than April 1 of the year following the calendar year when they reach age 70 1/2).

If you satisfy your required minimum distributions in the form of partial withdrawals from this contract, annuity payouts can start as late as the annuitant’s 85th birthday or the tenth contract anniversary, if later, or a date that has been otherwise agreed to by us.

Contract owners of IRAs and TSAs may also be able to satisfy required minimum distributions using other IRAs or TSAs, and in that case, may delay the annuity payout start date for this contract.

BENEFICIARY
We will pay to your named beneficiary the death benefit if it becomes payable before the retirement date while the contract is in force and before annuity payouts begin. If there is more than one beneficiary, we will pay each beneficiary’s designated share when we receive their completed claim. A beneficiary will bear the investment risk of the variable account until we receive the beneficiary’s completed claim. If there is no named beneficiary, the default provisions of your contract will apply. (See “Benefits in Case of Death” for more about beneficiaries.)

PURCHASE PAYMENTS
Purchase payment amounts and purchase payment timing may vary by state and be limited under the terms of your contract.

Minimum purchase payments
  If paying by SIP:

     $50 for additional payments.

  If paying by any other method:

     $100 for additional payments.

Maximum total allowable purchase payments*
     $1,000,000

*	This limit applies in total to all RiverSource Life annuities you own. We reserve the right to waive or increase the maximum limit. For qualified annuities, the tax-deferred retirement plan’s or the Code’s limits on annual contributions also apply.

HOW TO MAKE PURCHASE PAYMENTS

 1 By letter

Send your check along with your name and contract number to:

RiverSource Life Insurance Company
829 Ameriprise Financial Center
Minneapolis, MN 55474

 2 By SIP

Contact your investment professional to complete the necessary SIP paperwork.

PURCHASE PAYMENT CREDITS
You will receive a purchase payment credit with any payment you make to your contract that brings your total net payment (total payments less total withdrawals) to $100,000 or more.(1)

For applications signed on or after Nov. 6, 2003, only contracts with a seven-year withdrawal charge schedule are eligible for a credit. If you make any additional payments that cause the contract to be eligible for the credit, we will add credits to your prior purchase payments (less total withdrawals). We apply this credit immediately. We allocate the credit to the GPAs, the one-year fixed account, special DCA account and the subaccounts in the same proportions as your purchase payment.

We fund the credit from our general account. Credits are not considered to be “investments” for income tax purposes. (See “Taxes.”)

EVERGREEN NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS 23

We will reverse credits from the contract value for any purchase payment that is not honored (if, for example, your purchase payment check is returned for insufficient funds).

To the extent a death benefit or withdrawal payment includes purchase payment credits applied within twelve months preceding: (1) the date of death that results in a lump sum death benefit under this contract; or (2) a request for withdrawal charge waiver due to “Contingent events” (see “Charges — Contingent events”), we will assess a charge, similar to a withdrawal charge, equal to the amount of the purchase payment credits. The amount we pay to you under these circumstances will always equal or exceed your withdrawal value.

Because of higher charges, there may be circumstances where you may be worse off for having received the credit than in other contracts. All things being equal (such as guarantee availability or fund performance and availability), this may occur if you hold your contract for 15 years or more. This also may occur if you make a full withdrawal in the first seven years. You should consider these higher charges and other relevant factors before you buy this contract or before you exchange a contract you currently own for this contract.

This credit is made available because of lower distribution and other expenses associated with larger sized contracts and through revenue from higher withdrawal charges and contract administrative charges than would otherwise be charged. In general, we do not profit from the higher charges assessed to cover the cost of the purchase payment credit. We use all the revenue from these higher charges to pay for the cost of the credits. However, we could profit from the higher charges if market appreciation is higher than expected or if contract owners hold their contracts for longer than expected.

(1)	For applications signed on or after Nov. 6, 2003 and if your state has approved this restriction, purchase payment credits are not available for contracts with a five-year withdrawal charge schedule.

LIMITATIONS ON USE OF CONTRACT
If mandated by applicable law, including, but not limited to, federal anti-money laundering laws, we may be required to reject a purchase payment. We may also be required to block an owner’s access to contract values or to satisfy other statutory obligations. Under these circumstances, we may refuse to implement requests for transfers, withdrawals or death benefits until instructions are received from the appropriate governmental authority or a court of competent jurisdiction.

Charges

ALL CONTRACTS

CONTRACT ADMINISTRATIVE CHARGE
We charge this fee for establishing and maintaining your records. We deduct $40 from the contract value on your contract anniversary or, if earlier, when the contact is fully withdrawn. We prorate this charge among the GPAs, the one-year fixed account, and the subaccounts in the same proportion your interest in each account bears to your total contract value. Some states also limit any contract charge allocated to the fixed account.

We will waive this charge when your contract value is $50,000 or more on the current contract anniversary.

If you take a full withdrawal from your contract, we will deduct the charge at the time of withdrawal regardless of the contract value. We cannot increase the annual contract administrative charge and it does not apply after annuity payouts begin or when we pay death benefits.

VARIABLE ACCOUNT ADMINISTRATIVE CHARGE
We apply this charge daily to the subaccounts. It is reflected in the unit values of your subaccounts and it totals 0.15% of their average daily net assets on an annual basis. It covers certain administrative and operating expenses of the subaccounts such as accounting, legal and data processing fees and expenses involved in the preparation and distribution of reports and prospectuses. We cannot increase the variable account administrative charge.

MORTALITY AND EXPENSE RISK FEE
We charge these fees daily to the subaccounts. The unit values of your subaccounts reflect these fees. These fees cover the mortality and expense risk that we assume. These fees do not apply to the GPAs or the one-year fixed account. We cannot increase these fees.

 24  EVERGREEN NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS

These fees are based on the death benefit guarantee, whether the contract is a qualified annuity or a nonqualified annuity and the withdrawal charge schedule that applies to your contract.

Seven-year withdrawal charge schedule	Qualified annuities	Nonqualified annuities

ROP death benefit	0.85%	1.10%

MAV death benefit(1)(2)	1.05	1.30

EDB	1.15	1.40

Five-year withdrawal charge schedule

ROP death benefit	1.15	1.40

MAV death benefit(1)(2)	1.35	1.60

EDB	1.45	1.70

(1)	Available if both you and the annuitant are 79 or younger at contract issue. If you select a GMIB rider, you must elect either the MAV death benefit or the EDB. May not be available in all states.

(2)	For contracts with applications signed before Nov. 6, 2003, or if your state has not approved this fee, the MAV death benefit fee is .10% less.

Mortality risk arises because of our guarantee to pay a death benefit and our guarantee to make annuity payouts according to the terms of the contract, no matter how long a specific owner or annuitant lives and no matter how long our entire group of owners or annuitants live. If, as a group, owners or annuitants outlive the life expectancy we assumed in our actuarial tables, then we must take money from our general assets to meet our obligations. If, as a group, owners or annuitants do not live as long as expected, we could profit from the mortality risk fee. We deduct the mortality risk fee from the subaccounts during the annuity payout period even if the annuity payout plan does not involve a life contingency.

Expense risk arises because we cannot increase the contract administrative charge or the variable account administrative charge and these charges may not cover our expenses. We would have to make up any deficit from our general assets. We could profit from the expense risk fee if future expenses are less than expected.

The subaccounts pay us the mortality and expense risk fee they accrued as follows:

•	first, to the extent possible, the subaccounts pay this fee from any dividends distributed from the funds in which they invest;

•	then, if necessary, the funds redeem shares to cover any remaining fees payable.

We may use any profits we realize from the subaccounts’ payment to us of the mortality and expense risk fee for any proper corporate purpose, including, among others, payment of distribution (selling) expenses. We do not expect that the withdrawal charge will cover sales and distribution expenses.

WITHDRAWAL CHARGE
If you withdraw all or part of your contract value, a withdrawal charge applies if all or part of the withdrawal amount is from any purchase payment we received less than six or eight years before the date of withdrawal, depending on the withdrawal charge schedule you select. (In addition, amounts withdrawn from a GPA more than 30 days before the end of the applicable guarantee period will be subject to a MVA. (See “The Guarantee Period Accounts — Market Value Adjustment (MVA).”)

Each time you make a purchase payment under the contract, a withdrawal charge attaches to that purchase payment. The withdrawal charge percentage for each purchase payment declines according to a schedule shown in the contract. For example, if you select a seven-year withdrawal charge schedule, during the first two years after a purchase payment is made, the withdrawal charge percentage attached to that payment is 8%. The withdrawal charge percentage for that payment during the seventh year after it is made is 3%. At the beginning of the eighth year after that purchase payment is made, and thereafter, there is no withdrawal charge as to that payment.

You may withdraw an amount during any contract year without incurring a withdrawal charge. We call this amount the Total Free Amount (“TFA”). The TFA is the amount of your contract value that you may withdraw without incurring a withdrawal charge. Amounts withdrawn in excess of the Total Free Amount may be subject to a withdrawal charge as described below. The Total Free Amount is defined as the maximum of (a) and (b) where:

(a) is 10% of your prior anniversary’s contract value, and

(b) is current contract earnings.

NOTE: We determine current contract earnings (CE) by looking at the entire contract value (CV), not the earnings of any particular subaccount, GPA or the one-year fixed account. If the contract value is less than purchase payments received and not previously withdrawn (PPNPW) then contract earnings are zero. We consider your initial purchase payment and purchase payment credit to be the prior anniversary’s contract value during the first contract year.

EVERGREEN NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS 25

For purposes of calculating any withdrawal charge, we treat amounts withdrawn from your contract value in the following order:

1.	First, in each contract year, we withdraw amounts totaling up to 10% of your prior anniversary’s contract value. We do not assess a withdrawal charge on this amount.

2.	Next, we withdraw contract earnings, if any, that are greater than the amount described in number one above. We do not assess a withdrawal charge on contract earnings.

3.	Next, we withdraw purchase payments received prior to the withdrawal charge period shown in your contract. We do not assess a withdrawal charge on these purchase payments.

4.	Finally, if necessary, we withdraw purchase payments received that are still within the withdrawal charge period you selected and shown in your contract. We withdraw these payments on a “first-in, first-out” (FIFO) basis. We do assess a withdrawal charge on these payments.

NOTE: After withdrawing earnings in numbers one and two above, we next withdraw enough additional contract value (ACV) to meet your requested withdrawal amount. If the amount described in number one above was greater than contract earnings prior to the withdrawal, the excess (XSF) will be excluded from the purchase payments being withdrawn that were received most recently when calculating the withdrawal charge. We determine the amount of purchase payments being withdrawn (PPW) in numbers three and four above as:

PPW	=	XSF	+	(ACV – XSF) (CV – TFA)	×	(PPNPW – XSF)

If the additional contract value withdrawn is less than XSF, then PPW will equal ACV.

We determine your withdrawal charge by multiplying each of your payments withdrawn by the applicable withdrawal charge percentage, and then adding the total withdrawal charges.

The withdrawal charge percentage depends on the number of years since you made the payments that are withdrawn, depending on the withdrawal charge schedule you selected:

Seven-year withdrawal charge schedule		Five-year withdrawal charge schedule(1)
Years from purchase	Withdrawal charge	Years from purchase	Withdrawal charge
payment receipt	percentage	payment receipt	percentage

1	8%	1	8%

2	8	2	7

3	7	3	6

4	7	4	4

5	6	5	2

6	5	Thereafter	0

7	3

Thereafter	0

(1)	The five-year withdrawal charge schedule may not be available in all states.

For a partial withdrawal that is subject to a withdrawal charge, the amount we actually deduct from your contract value will be the amount you request plus any applicable withdrawal charge. The withdrawal charge percentage is applied to this total amount. We pay you the amount you requested.

The amount of purchase payments withdrawn is calculated using a prorated formula based on the percentage of contract value being withdrawn. As a result, the amount of purchase payments withdrawn may be greater than the amount of contract value withdrawn.

Withdrawal charge under Annuity Payout Plan E — Payouts for a specified period: If you are receiving variable annuity payments under this annuity payout plan, you can choose to take a withdrawal. The amount that you can withdraw is the present value of any remaining variable payouts. The discount rate we use in the calculation will be 5.17% for the assumed investment return of 3.5% and 6.67% for the assumed investment return of 5.0%. The withdrawal charge equals the present value of the remaining payouts using the assumed investment return minus the present value of the remaining payouts using the discount rate. (See “Charges — Withdrawal Charge” and “The Annuity Payout Period — Annuity Payout Plans.”)

Withdrawal charge calculation example
The following is an example of the calculation we would make to determine the withdrawal charge on a contract with a seven-year withdrawal charge schedule with this history:

•	We receive these payments

 26  EVERGREEN NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS

– $10,000 initial;

– $8,000 on the seventh contract anniversary; and

– $6,000 on the eighth contract anniversary; and

•	You withdraw the contract for its total withdrawal value of $38,101 during the eleventh contract year and make no other withdrawals during that contract year; and

•	The prior anniversary contract value is $38,488.

Withdrawal
Charge	Explanation
$0	$3,848.80 is 10% of the prior anniversary’s contract value withdrawn without withdrawal charge; and
0	$10,252.20 is contract earnings in excess of the 10% TFA withdrawal amount withdrawn without withdrawal charge; and
0	$10,000 initial purchase payment was received eight or more years before withdrawal and is withdrawn without withdrawal charge; and
560	$8,000 purchase payment is in its fourth year from receipt, withdrawn with a 7% withdrawal charge; and
420	$6,000 purchase payment is in its third year from receipt withdrawn with a 7% withdrawal charge.

$980

Under the same scenario, the withdrawal charge on a contract with a five-year withdrawal charge schedule would be calculated:

Withdrawal
Charge	Explanation

$0	$3,848.80 is 10% of the prior anniversary’s contract value withdrawn without withdrawal charge; and
0	$10,252.20 is contract earnings in excess of the 10% TFA withdrawal amount withdrawn without withdrawal charge; and
0	$10,000 initial purchase payment was received six or more years before withdrawal and is withdrawn without withdrawal charge; and
320	$8,000 purchase payment is in its fourth year from receipt, withdrawn with a 4% withdrawal charge; and
360	$6,000 purchase payment is in its third year from receipt withdrawn with a 6% withdrawal charge.

$680

Waiver of withdrawal charges
We do not assess withdrawal charges for:

•	withdrawals of any contract earnings;

•	withdrawals of amounts totaling up to 10% of your prior contract anniversary’s contract value to the extent it exceeds contract earnings;

•	required minimum distributions from a qualified annuity to the extent that they exceed the free amount. The amount on which withdrawal charges are waived can be no greater than the RMD amount calculated under your specific contract currently in force;

•	contracts settled using an annuity payout plan unless an annuity payout Plan E is later fully withdrawn;

•	withdrawals made as a result of one of the “Contingent events”* described below to the extent permitted by state law (see your contract for additional conditions and restrictions); and

•	death benefits.*

*	However, we will reverse certain purchase payment credits. (See “Buying Your Contract — Purchase Payment Credits.”)

Contingent events

•	Withdrawals you make if you or the annuitant are confined to a hospital or nursing home and have been for the prior 60 days. Your contract will include this provision when you and the annuitant are under age 76 at contract issue. You must provide proof satisfactory to us of the confinement as of the date you request the withdrawal.

•	To the extent permitted by state law, withdrawals you make if you or the annuitant are diagnosed in the second or later contract years as disabled with a medical condition that with reasonable medical certainty will result in death within 12 months or less from the date of the licensed physician’s statement. You must provide us with a licensed physician’s statement containing the terminal illness diagnosis and the date the terminal illness was initially diagnosed.

EVERGREEN NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS 27

Possible group reductions: In some cases we may incur lower sales and administrative expenses due to the size of the group, the average contribution and the use of group enrollment procedures. In such cases, we may be able to reduce or eliminate the contract administrative and withdrawal charges. However, we expect this to occur infrequently.

FUND FEES AND EXPENSES
There are deductions from and expenses paid out of the assets of the funds that are described in the prospectuses for those funds. (See “Annual Operating Expenses of the Funds.”)

PREMIUM TAXES
Certain state and local governments impose premium taxes on us (up to 3.5%). These taxes depend upon your state of residence or the state in which the contract was issued. Currently, we deduct any applicable premium tax when annuity payouts begin, but we reserve the right to deduct this tax at other times such as when you make purchase payments or when you make a full withdrawal from your contract.

OPTIONAL LIVING BENEFIT CHARGES

GUARANTEED MINIMUM INCOME BENEFIT RIDER (GMIB) FEE
We charge an annual fee for this optional feature only if you select it. There are two GMIB rider options available under your contract (see “Guaranteed Minimum Income Benefit Rider”). The fee for GMIB – MAV is 0.55% of the adjusted contract value(1). The fee for GMIB – 6% Rising Floor is 0.75% of the adjusted contract value. Depending on the GMIB rider option you choose, we deduct the appropriate fee from the contract value on your contract anniversary at the end of each contract year. We prorate this fee among the GPAs, one-year fixed account and the subaccounts in the same proportion your interest in each account bears to your total contract value.

(1)	For applications signed prior to May 1, 2003, the following current annual rider charges apply: GMIB – MAV — 0.30% and GMIB — 6% Rising Floor — 0.45%.

If the contract is terminated for any reason or when annuity payouts begin, we will deduct the appropriate GMIB fee from the proceeds payable adjusted for the number of calendar days coverage was in place. We cannot increase either GMIB fee after the rider effective date and it does not apply after annuity payouts begin or the GMIB terminates.

We calculate the fee as follows:

GMIB – MAV	0.55% × (CV + ST – FAV)
GMIB – 6% Rising Floor	0.75% × (CV + ST – FAV)

CV =	contract value on the contract anniversary

ST =	transfers from the subaccounts to the GPAs or the one-year fixed account made during the six months before the contract anniversary.

FAV =	the value of your GPAs and the one-year fixed account on the contract anniversary.

The result of ST – FAV will never be greater than zero. This allows us to base the GMIB fee largely on the subaccounts and not on the GPAs and the one-year fixed account.

Example

•	You purchase the contract with a payment of $50,000 and allocate all of your payment to the subaccounts.

•	During the first contract year your contract value is $75,000. You transfer $15,000 from the subaccounts to the one-year fixed account.

•	On the first contract anniversary the one-year fixed account value is $15,250 and the subaccount value is $58,000. Your total contract value is $73,250.

•	The GMIB fee for:

       GMIB – MAV is 0.55%; and
       GMIB – 6% Rising Floor is 0.75%.

We calculate the charge as follows:

Contract value on the contract anniversary:	$73,250
plus transfers from the subaccounts to the one-year fixed account in the six months before the contract anniversary:	+15,000
minus the value of the one-year fixed account on the contract anniversary:	–15,250

$73,000

 28  EVERGREEN NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS

The GMIB fee charged to you:

GMIB – MAV	(0.55% × $73,000) =	$401.50
GMIB – 6% Rising Floor	(0.75% × $73,000) =	$547.50

PERFORMANCE CREDIT RIDER (PCR) FEE
We charge a fee of 0.15% of your contract value for this optional feature if you select it. If selected, we deduct the fee from your contract value on your contract anniversary at the end of each contract year. We prorate this fee among the GPAs, the one-year fixed account and the subaccounts in the same proportion as your interest bears to your total contract value. If you select the PCR, you cannot add a GMIB rider.

If the contract is terminated for any reason or when annuity payouts begin, we will deduct the PCR fee from the proceeds payable adjusted for the number of calendar days coverage was in place. We cannot increase the PCR fee.

OPTIONAL DEATH BENEFIT CHARGES

BENEFIT PROTECTOR DEATH BENEFIT RIDER FEE
We charge a fee for the optional feature only if you select it. If selected, we deduct 0.25% of your contract value on your contract anniversary. We prorate this fee among the GPAs, the one-year fixed account and the subaccounts in the same proportion your interest in each account bears to your total contract value.

If the contract is terminated for any reason other than death or when annuity payouts begin, we will deduct the fee from the proceeds payable adjusted for the number of calendar days coverage was in place since we last deducted the fee. We cannot increase this annual charge after the rider effective date and it does not apply after annuity payouts begin or when we pay death benefits.

BENEFIT PROTECTOR PLUS DEATH BENEFIT RIDER FEE
We charge a fee for the optional feature only if you select it. If selected, we deduct 0.40% of your contract value on your contract anniversary. We prorate this fee among the GPAs, the one-year fixed account and the subaccounts in the same proportion your interest in each account bears to your total contract value.

If the contract is terminated for any reason other than death or when annuity payouts begin, we will deduct the fee from the proceeds payable adjusted for the number of calendar days coverage was in place since we last deducted the fee. We cannot increase this annual fee after the rider effective date and it does not apply after annuity payouts begin or when we pay death benefits.

Valuing Your Investment

We value your accounts as follows:

GPAs AND ONE-YEAR FIXED ACCOUNT
We value the amounts you allocate to the GPAs and the one-year fixed account directly in dollars. The value of the GPAs and the one-year fixed account equals:

•	the sum of your purchase payments and transfer amounts allocated to the GPAs and the one-year fixed account (including any positive or negative MVA on amounts transferred from the GPAs to the one-year fixed account);

•	plus any purchase payment credits allocated to the GPAs and one-year fixed account;

•	plus interest credited;

•	minus the sum of amounts withdrawn (including any applicable withdrawal charges) and amounts transferred out;

•	minus any prorated portion of the contract administrative charge; and

•	minus the prorated portion of the fee for any of the following optional benefits you have selected:

– Guaranteed Minimum Income Benefit rider — MAV;

– Guaranteed Minimum Income Benefit rider — 6% Rising Floor;

– Performance Credit rider;

– Benefit Protector rider; and/or

– Benefit Protector Plus rider.

SUBACCOUNTS
We convert amounts you allocated to the subaccounts into accumulation units. Each time you make a purchase payment or transfer amounts into one of the subaccounts or we apply any purchase payment credits, we credit a certain number of accumulation units to your contract for that subaccount. Conversely, we subtract a certain number of accumulation units from

EVERGREEN NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS 29

your contract each time you take a partial withdrawal; transfer amounts out of a subaccount; or we assess a contract administrative charge, a withdrawal charge, or fee for any optional contract riders with annual charges (if applicable).

The accumulation units are the true measure of investment value in each subaccount during the accumulation period. They are related to, but not the same as, the net asset value of the fund in which the subaccount invests. The dollar value of each accumulation unit can rise or fall daily depending on the variable account expenses, performance of the fund and on certain fund expenses.

Here is how we calculate accumulation unit values:

Number of units: To calculate the number of accumulation units for a particular subaccount, we divide your investment by the current accumulation unit value.

Accumulation unit value: The current accumulation unit value for each subaccount equals the last value times the subaccount’s current net investment factor.

We determine the net investment factor by:

•	adding the fund’s current net asset value per share, plus the per share amount of any accrued income or capital gain dividends to obtain a current adjusted net asset value per share; then

•	dividing that sum by the previous adjusted net asset value per share; and

•	subtracting the percentage factor representing the mortality and expense risk fee and the variable account administrative charge from the result.

Because the net asset value of the fund may fluctuate, the accumulation unit value may increase or decrease. You bear all the investment risk in a subaccount.

Factors that affect subaccount accumulation units: accumulation units may change in two ways — in number and in value.

The number of accumulation units you own may fluctuate due to:

•	additional purchase payments you allocate to the subaccounts;

•	any purchase payment credits allocated to the subaccounts;

•	transfers into or out of the subaccounts (including any positive or negative MVA on amounts transferred from the GPAs);

•	partial withdrawals;

•	withdrawal charges;

and the deduction of a prorated portion of:

•	the contract administrative charge;

•	the fee for any of the following optional benefits you have selected:

– Guaranteed Minimum Income Benefit rider – MAV;

– Guaranteed Minimum Income Benefit rider – 6% Rising Floor;

– Performance Credit rider;

– Benefit Protector rider; and/or

– Benefit Protector Plus rider.

Accumulation unit values will fluctuate due to:

•	changes in fund net asset value;

•	fund dividends distributed to the subaccounts;

•	fund capital gains or losses;

•	fund operating expenses; and

•	mortality and expense risk fee and the variable account administrative charge.

Making the Most of Your Contract

AUTOMATED DOLLAR-COST AVERAGING
Currently, you can use automated transfers to take advantage of dollar-cost averaging (investing a fixed amount at regular intervals). For example, you might transfer a set amount monthly from a relatively conservative subaccount to a more aggressive one, or to several others, or from the one-year fixed account or the two-year GPA (without a MVA) to one or more subaccounts. The three to ten year GPAs are not available for automated transfers. You can also obtain the benefits of dollar-cost averaging by setting up regular automatic SIP payments or by establishing an Interest Sweep strategy. Interest Sweeps are a monthly transfer of the interest earned from either the one-year fixed account or the two-year GPA into the subaccounts of

 30  EVERGREEN NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS

your choice. If you participate in an Interest Sweep strategy the interest you earn will be less than the annual interest rate we apply because there will be no compounding. There is no charge for dollar-cost averaging.

This systematic approach can help you benefit from fluctuations in accumulation unit values caused by fluctuations in the market values of the funds. Since you invest the same amount each period, you automatically acquire more units when the market value falls and fewer units when it rises. The potential effect is to lower your average cost per unit.

How dollar-cost averaging works

					Number
			Amount	Accumulation	of units
By investing an equal number of dollars each month ...		Month	invested	unit value	purchased

		Jan	$100	$20	5.00

		Feb	100	18	5.56

you automatically buy		Mar	100	17	5.88

more units when the	è	Apr	100	15	6.67

per unit market price is low...		May	100	16	6.25

		Jun	100	18	5.56

		Jul	100	17	5.88

and fewer units		Aug	100	19	5.26

when the per unit	è	Sept	100	21	4.76

market price is high.		Oct	100	20	5.00

You paid an average price of $17.91 per unit over the 10 months, while the average market price actually was $18.10.

Dollar-cost averaging does not guarantee that any subaccount will gain in value nor will it protect against a decline in value if market prices fall. Because dollar-cost averaging involves continuous investing, your success will depend upon your willingness to continue to invest regularly through periods of low price levels. Dollar-cost averaging can be an effective way to help meet your long-term goals. For specific features contact your investment professional.

SPECIAL DOLLAR-COST AVERAGING (SPECIAL DCA) PROGRAM
If your net contract value(1) is at least $10,000, you can choose to participate in the Special DCA program. There is no charge for the Special DCA program. Under the Special DCA program, you can allocate a new purchase payment and any applicable purchase payment credit to a six-month or twelve-month Special DCA account.

You may only allocate a new purchase payment of at least $10,000 to a Special DCA account. You cannot transfer existing contract values into a Special DCA account. Each Special DCA account lasts for either six or twelve months (depending on the time period you select) from the time we receive your first purchase payment. We make monthly transfers of your total Special DCA account value into the GPAs, one-year fixed account and/or the subaccounts you select over the time period you select (either six or twelve months). If you elect to transfer into a GPA, you must meet the $1,000 minimum required investment limitation for each transfer.

(1)	“Net contract value” equals your current contract value plus any new purchase payment and purchase payment credit. If this is a new contract funded by purchase payments from multiple sources, we determine your net contract value based on the purchase payments, purchase payment credits, withdrawal requests and exchange requests submitted with your application.

We reserve the right to credit a lower interest rate to each Special DCA account if you select the GPAs or one-year fixed account as part of your Special DCA transfers. We will change the interest rate on each Special DCA account from time to time at our discretion. From time to time, we may credit interest to the Special DCA account at promotional rates that are higher than those we credit to the one-year fixed account. We base these rates on competition and on the interest rate we are crediting to the one-year fixed account at the time of the change. Once we credit interest to a particular purchase payment and purchase payment credit, that rate does not change even if we change the rate we credit on new purchase payments or if your net contract value changes.

We credit each Special DCA account with current guaranteed annual rate that is in effect on the date we receive your purchase payment. However, we credit this annual rate over the six or twelve-month period on the balance remaining in your Special DCA account. Therefore, the net effective interest rate you receive is less than the stated annual rate. We do not credit this interest after we transfer the value out of the Special DCA account into the accounts you selected.

If you make additional purchase payments while a Special DCA account term is in progress, the amounts you allocate to an existing Special DCA account will be transferred out of the Special DCA account over the reminder of the term. If you are funding a Special DCA account from multiple sources, we apply each purchase payment and purchase payment credit to the

EVERGREEN NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS 31

account and credit interest on that purchase payment and purchase payment credit on the date we receive it. This means that all purchase payments and purchase payment credits may not be in the Special DCA account at the beginning of the six or twelve-month period. Therefore, you may receive less total interest than you would have if all your purchase payments and purchase payment credits were in the Special DCA account from the beginning. If we receive any of your multiple payments after the six or twelve-month period ends, you can either allocate those payments to a new Special DCA account (if available) or to any other accounts available under your contract.

You cannot participate in the Special DCA program if you are making payments under a Systematic Investment Plan. You may simultaneously participate in the Special DCA program and the asset-rebalancing program as long as your subaccount allocation is the same under both programs. If you elect to change your subaccount allocation under one program, we automatically will change it under the other program so they match. If you participate in more than one Special DCA account, the asset allocation for each account may be different as long as you are not also participating in the asset-rebalancing program.

You may terminate your participation in the Special DCA program at any time. If you do, we will not credit the current guaranteed annual interest rate on any remaining Special DCA account balance. We will transfer the remaining balance from your Special DCA account to the other accounts you selected for your DCA transfers or we will allocate it in any manner you specify, subject to the 30% limitation rule (see “Transfer policies”). Similarly, if we cannot accept any additional purchase payments into the Special DCA program, we will allocate the purchase payments to the other accounts you selected for your DCA transfers or in any other manner you specify.

We can modify the terms or discontinue the Special DCA program at any time. Any modifications will not affect any purchase payments that are already in a Special DCA account. For more information on the Special DCA program, contact your investment professional.

The Special DCA Program does not guarantee that any subaccount will gain in value nor will it protect against a decline in value if market prices fall. Because dollar-cost averaging involves continuous investing, your success will depend upon you willingness to continue to invest regularly through periods of low price levels. Dollar-cost averaging can be an effective way to help meet your long-term goals.

ASSET REBALANCING
You can ask us in writing to automatically rebalance the subaccount portion of your contract value either quarterly, semiannually, or annually. The period you select will start to run on the date we record your request. On the first valuation date of each of these periods, we automatically will rebalance your contract value so that the value in each subaccount matches your current subaccount percentage allocations. These percentage allocations must be in whole numbers. Asset rebalancing does not apply to the GPAs or the one-year fixed account. There is no charge for asset rebalancing. The contract value must be at least $2,000.

You can change your percentage allocations or your rebalancing period at any time by contacting us in writing. If you are also participating in the Special DCA program and you change your subaccount asset allocation for the asset rebalancing program, we will change your subaccount asset allocation under the Special DCA program to match. We will restart the rebalancing period you selected as of the date we record your change. You also can ask us in writing to stop rebalancing your contract value. You must allow 30 days for us to change any instructions that currently are in place. For more information on asset rebalancing, contact your investment professional.

TRANSFERRING AMONG ACCOUNTS
You may transfer contract value from any one subaccount, GPAs or the one-year fixed account, to another subaccount before annuity payouts begin. Certain restrictions apply to transfers involving the GPAs and the one-year fixed account.

The date your request to transfer will be processed depends on when we receive it:

•	If we receive your transfer request at our corporate office in good order before the close of business, we will process your transfer using the accumulation unit value we calculate on the valuation date we received your transfer request.

•	If we receive your transfer request at our corporate office in good order at or after the close of business, we will process your transfer using the accumulation unit value we calculate on the next valuation date after we received your transfer request.

There is no charge for transfers. Before making a transfer, you should consider the risks involved in changing investments. Transfers out of the GPAs will be subject to an MVA if done more than 30 days before the end of the guarantee period unless the transfer is an automated transfer from the two-year GPA as part of a dollar-cost averaging program or an Interest Sweep strategy.

We may suspend or modify transfer privileges at any time.

 32  EVERGREEN NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS

For information on transfers after annuity payouts begin, see “Transfer policies” below.

Transfer policies

•	Before annuity payouts begin, you may transfer contract values between the subaccounts, or from the subaccounts to the GPAs and the one-year fixed account at any time. However, if you made a transfer from the one-year fixed account to the subaccounts or the GPAs, you may not make a transfer from any subaccount or GPA back to the one-year fixed account for six months following that transfer. We reserve the right to further limit purchase payment allocations to the GPAs and the one-year fixed account if the interest rate we are then crediting to the one-year fixed account is equal to the minimum interest rate stated in the contract.

•	You may transfer contract value from the one-year fixed account to the subaccounts or the GPAs according to the following transfer policies:

For contracts with applications signed prior to June 16, 2003:	It is our general policy to allow you to transfer contract values from the one-year fixed account to the subaccounts or the GPAs once a year on or within 30 days before or after the contract anniversary (except for automated transfers, which can be set up at any time for certain transfer periods subject to certain minimums). Currently, we have removed this restriction and you may transfer contract values from the one-year fixed account to the subaccounts at any time. We will inform you at least 30 days in advance of the day we intend to reimpose this restriction.

For contracts with applications signed on or after June 16 through Dec. 4, 2003:	You may transfer contract values from the one-year fixed account to the subaccounts or GPAs once a year on or within 30 days before or after the contract anniversary (except for automated transfers, which can be set up at any time for certain transfer periods subject to certain minimums). The amount of contract value transferred to the GPAs or the one-year fixed account cannot result in the value of the GPAs and the one-year fixed account in total being greater than 30% of the contract value. Total transfers out of the GPAs and one-year fixed account in any contract year are limited to 30% of the total value of the GPAs and one-year fixed account at the beginning of the contract year or $10,000, whichever is greater. Because of this limitation, it may take you several years to transfer all your contract value from the one-year fixed account. You should carefully consider whether the one-year fixed account meets your investment criteria before you invest.

For contracts with applications signed on or after Dec. 5, 2003:	You may transfer contract values from the one-year fixed account to the subaccounts or GPAs once a year on or within 30 days before or after the contract anniversary (except for automated transfers, which can be set up at any time for certain transfer periods subject to certain minimums). The amount of contract value transferred to the one-year fixed account cannot result in the value of the one-year fixed account in total being greater than 30% of the contract value. We reserve the right to further limit transfers to the one-year fixed account and/or GPAs if the interest rate we are then crediting on new purchase payments allocated to the one-year fixed account is equal to the minimum interest rate stated in the contract. Total transfers out of the one-year fixed account in any contract year are limited to 30% of the one-year fixed account value at the beginning of the contract year or $10,000, whichever is greater. Because of this limitation, it may take you several years to transfer all your contract value from the one-year fixed account. You should carefully consider whether the one-year fixed account meets your investment criteria before you invest.

Transfers from the one-year fixed account are not subject to an MVA.

•	You may transfer contract values from a GPA any time after 60 days of transfer or payment allocation to the account. Transfers made more than 30 days before the end of the Guarantee Period will receive a MVA*, which may result in a gain or loss of contract value.

•	If we receive your request on or within 30 days before or after the contract anniversary date, the transfer from the one-year fixed account to the GPAs will be effective on the valuation date we receive it.

EVERGREEN NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS 33

•	If you select a variable annuity payout, once annuity payouts begin, you may make transfers once per contract year among the subaccounts and we reserve the right to limit the number of subaccounts in which you may invest.

•	Once annuity payouts begin, you may not make any transfers to the GPAs.

*	Unless the transfer is an automated transfer from the two-year GPA as part of a dollar-cost averaging program or an Interest Sweep strategy.

Market Timing
Market timing can reduce the value of your investment in the contract. If market timing causes the returns of an underlying fund to suffer, contract value you have allocated to a subaccount that invests in that underlying fund will be lower too. Market timing can cause you, any joint owner of the contract and your beneficiary(ies) under the contract a financial loss.

Funds available as investment options under the contract that invest in securities that trade in overseas securities markets may be at greater risk of loss from market timing, as market timers may seek to take advantage of changes in the values of securities between the close of overseas markets and the close of U.S. markets. Also, the risks of market timing may be greater for underlying funds that invest in securities such as small cap stocks, high yield bonds, or municipal securities, that may be traded infrequently.

We seek to prevent market timing. Market timing is frequent or short-term trading activity. We do not accommodate short-term trading activities. Do not buy a contract if you wish to use short-term trading strategies to manage your investment. The market timing policies and procedures described below apply to transfers among the subaccounts within the contract. The underlying funds in which the subaccounts invest have their own market timing policies and procedures. The market timing policies of the underlying funds may be more restrictive than the market timing policies and procedures we apply to transfers among the subaccounts of the contract, and may include redemption fees. We reserve the right to modify our market timing policies and procedures at any time without prior notice to you.

Market timing may hurt the performance of an underlying fund in which a subaccount invests in several ways, including but not necessarily limited to:

•	diluting the value of an investment in an underlying fund in which a subaccount invests;

•	increasing the transaction costs and expenses of an underlying fund in which a subaccount invests; and,

•	preventing the investment adviser(s) of an underlying fund in which a subaccount invests from fully investing the assets of the fund in accordance with the fund’s investment objectives.

In order to help protect you and the underlying funds from the potentially harmful effects of market timing activity, we apply the following market timing policy to discourage frequent transfers of contract value among the subaccounts of the variable account:

We try to distinguish market timing from transfers that we believe are not harmful, such as periodic rebalancing for purposes of an asset allocation, dollar-cost averaging and asset rebalancing program that may be described in this prospectus. There is no set number of transfers that constitutes market timing. Even one transfer in related accounts may be market timing. We seek to restrict the transfer privileges of a contract owner who makes more than three subaccount transfers in any 90 day period. We also reserve the right to refuse any transfer request, if, in our sole judgment, the dollar amount of the transfer request would adversely affect unit values.

If we determine, in our sole judgment, that your transfer activity constitutes market timing, we may modify, restrict or suspend your transfer privileges to the extent permitted by applicable law, which may vary based on the state law that applies to your contract and the terms of your contract. These restrictions or modifications may include, but not be limited to:

•	requiring transfer requests to be submitted only by first-class U.S. mail;

•	not accepting hand-delivered transfer requests or requests made by overnight mail;

•	not accepting telephone or electronic transfer requests;

•	requiring a minimum time period between each transfer;

•	not accepting transfer requests of an agent acting under power of attorney;

•	limiting the dollar amount that you may transfer at any one time;

•	suspending the transfer privilege; or

•	modifying instructions under an automated transfer program to exclude a restricted fund if you do not provide new instructions.

Subject to applicable state law and the terms of each contract, we will apply the policy described above to all contract owners uniformly in all cases. We will notify you in writing after we impose any modification, restriction or suspension of your transfer rights.

 34  EVERGREEN NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS

We cannot guarantee that we will be able to identify and restrict all market timing activity. Because we exercise discretion in applying the restrictions described above, we cannot guarantee that we will be able to restrict all market timing activity. In addition, state law and the terms of some contracts may prevent us from stopping certain market timing activity. Market timing activity that we are unable to identify and/or restrict may impact the performance of the underlying funds and may result in lower contract values.

In addition to the market timing policy described above, which applies to transfers among the subaccounts within your contract, you should carefully review the market timing policies and procedures of the underlying funds. The market timing policies and procedures of the underlying funds may be materially different than those we impose on transfers among the subaccounts within your contract and may include mandatory redemption fees as well as other measures to discourage frequent transfers. As an intermediary for the underlying funds, we are required to assist them in applying their market timing policies and procedures to transactions involving the purchase and exchange of fund shares. This assistance may include, but not be limited to, providing the underlying fund upon request with your Social Security Number, Taxpayer Identification Number or other United States government-issued identifier, and the details of your contract transactions involving the underlying fund. An underlying fund, in its sole discretion, may instruct us at any time to prohibit you from making further transfers of contract value to or from the underlying fund, and we must follow this instruction. We reserve the right to administer and collect on behalf of an underlying fund any redemption fee imposed by an underlying fund. Market timing policies and procedures adopted by underlying funds may affect your investment in the contract in several ways, including but not limited to:

•	Each fund may restrict or refuse trading activity that the fund determines, in its sole discretion, represents market timing.

•	Even if we determine that your transfer activity does not constitute market timing under the market timing policies described above which we apply to transfers you make under the contract, it is possible that the underlying fund’s market timing policies and procedures, including instructions we receive from a fund may require us to reject your transfer request. For example, while we disregard transfers permitted under any asset allocation, dollar-cost averaging and asset rebalancing programs that may be described in this prospectus, we cannot guarantee that an underlying fund’s market timing policies and procedures will do so. Orders we place to purchase fund shares for the variable account are subject to acceptance by the fund. We reserve the right to reject without prior notice to you any transfer request if the fund does not accept our order.

•	Each underlying fund is responsible for its own market timing policies, and we cannot guarantee that we will be able to implement specific market timing policies and procedures that a fund has adopted. As a result, a fund’s returns might be adversely affected, and a fund might terminate our right to offer its shares through the variable account.

•	Funds that are available as investment options under the contract may also be offered to other intermediaries who are eligible to purchase and hold shares of the fund, including without limitation, separate accounts of other insurance companies and certain retirement plans. Even if we are able to implement a fund’s market timing policies, we cannot guarantee that other intermediaries purchasing that same fund’s shares will do so, and the returns of that fund could be adversely affected as a result.

For more information about the market timing policies and procedures of an underlying fund, the risks that market timing pose to that fund, and to determine whether an underlying fund has adopted a redemption fee, see that fund’s prospectus.

HOW TO REQUEST A TRANSFER OR WITHDRAWAL

 1 By letter

Send your name, contract number, Social Security Number or Taxpayer Identification Number* and signed request for a transfer or withdrawal to our corporate office:

RiverSource Life Insurance Company
829 Ameriprise Financial Center
Minneapolis, MN 55474

Minimum amount
Transfers or withdrawals:  $500 or entire account balance

Maximum amount
Transfers or withdrawals:  Contract value or entire account balance

*	Failure to provide a Social Security Number or Taxpayer Identification Number may result in mandatory tax withholding on the taxable portion of the distribution.

EVERGREEN NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS 35

 2  By automated transfers and automated partial withdrawals

Your investment professional can help you set up automated transfers or partial withdrawals among your GPAs, one-year fixed account or the subaccounts.

You can start or stop this service by written request or other method acceptable to us.

You must allow 30 days for us to change any instructions that are currently in place.

•	Automated transfers from the one-year fixed account to any one of the subaccounts may not exceed an amount that, if continued, would deplete the one-year fixed account within 12 months. For contracts issued before June 16, 2003, we have removed this restriction, and you may transfer contract values from the one-year fixed account to the subaccounts at any time. We will inform you at least 30 days in advance of the day we intend to reimpose this restriction.

For contracts with applications signed on or after June 16, 2003, the time limitations on transfers from the one-year fixed account will be enforced, and transfers out of the one-year fixed account are limited to 30% of the one-year fixed account values at the beginning of the contract year or $10,000, whichever is greater.

•	Automated withdrawals may be restricted by applicable law under some contracts.

•	You may not make additional purchase payments if automated partial withdrawals are in effect.

•	Automated partial withdrawals may result in income taxes and penalties on all or part of the amount withdrawn.

Minimum amount
Transfers or withdrawals:  $100 monthly
                           $250 quarterly, semiannually or annually

 3 By phone

Call:
1-800-333-3437

Minimum amount
Transfers or withdrawals:  $500 or entire account balance

Maximum amount
Transfers:                           Contract value or entire account balance
Withdrawals:                      $25,000

We answer telephone requests promptly, but you may experience delays when the call volume is unusually high. If you are unable to get through, use the mail procedure as an alternative.

We will honor any telephone transfer or withdrawal requests that we believe are authentic and we will use reasonable procedures to confirm that they are. This includes asking identifying questions and recording calls. We will not allow a telephone withdrawal within 30 days of a phoned-in address change. As long as we follow the procedures, we (and our affiliates) will not be liable for any loss resulting from fraudulent requests.

Telephone transfers and withdrawals are automatically available. You may request that telephone transfers and withdrawals not be authorized from your account by writing to us.

Withdrawals

You may withdraw all or part of your contract at any time before annuity payouts begin by sending us a written request or calling us. If we receive your withdrawal request in good order at our corporate office before the close of business, we will process your withdrawal using accumulation unit value we calculate on the valuation date we received your withdrawal request. If we receive your withdrawal request our corporate office at or after the close of business, we will process your withdrawal using the accumulation unit value we calculate on the next valuation date after we received your withdrawal request. We may ask you to return the contract. You may have to pay a contract administrative charge, withdrawal charges or any applicable optional rider charges (see “Charges”) and federal income taxes and penalties. State and local income taxes may also apply (see “Taxes”). In addition, purchase payment credits may be reversed. You cannot make withdrawals after annuity payouts begin except under Plan E. (See “The Annuity Payout Period — Annuity Payout Plans.”)

Any partial withdrawals you take under the contract will reduce your contract value. As a result, the value of your death benefit or any optional benefits you have elected will also be reduced (see “Optional Benefits”). In addition, withdrawals you

 36  EVERGREEN NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS

are required to take to satisfy RMDs under the Code may reduce the value of certain death benefits and optional benefits (see “Taxes — Qualified Annuities — Required Minimum Distributions”).

WITHDRAWAL POLICIES
If you have a balance in more than one account and you request a partial withdrawal, we will automatically withdraw from all your subaccounts, GPAs and/or the one-year fixed account in the same proportion as your value in each account correlates to your total contract value, unless requested otherwise. After executing a partial withdrawal, the value in the one-year fixed account and each GPA and subaccount must be either zero or at least $50.

RECEIVING PAYMENT
By regular or express mail:

•	payable to you;

•	mailed to address of record.

NOTE: We will charge you a fee if you request express mail delivery.

Normally, we will send the payment within seven days after receiving your request in good order. However, we may postpone the payment if:

–	the withdrawal amount includes a purchase payment check that has not cleared;

–	the NYSE is closed, except for normal holiday and weekend closings;

–	trading on the NYSE is restricted, according to SEC rules;

–	an emergency, as defined by SEC rules, makes it impractical to sell securities or value the net assets of the accounts; or

–	the SEC permits us to delay payment for the protection of security holders.

TSA — Special Provisions

PARTICIPANTS IN TAX-SHELTERED ANNUITIES
If the contract is intended to be used in connection with an employer sponsored 403(b) plan, additional rules relating to this contract can be found in the annuity endorsement for tax sheltered 403(b) annuities. Unless we have made special arrangements with your employer, the contract is not intended for use in connection with an employer sponsored 403(b) plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). In the event that the employer either by affirmative election or inadvertent action causes contributions under a plan that is subject to ERISA to be made to this contract, we will not be responsible for any obligations and requirements under ERISA and the regulations thereunder, unless we have prior written agreement with the employer. You should consult with your employer to determine whether your 403(b) plan is subject to ERISA.

In the event we have a written agreement with your employer to administer the plan pursuant to ERISA, special rules apply as set forth in the TSA endorsement.

The employer must comply with certain nondiscrimination requirements for certain types of contributions under a TSA contract to be excluded from taxable income. You should consult your employer to determine whether the nondiscrimination rules apply to you.

The Code imposes certain restrictions on your right to receive early distributions from a TSA:

•	Distributions attributable to salary reduction contributions (plus earnings) made after Dec. 31, 1988, or to transfers or rollovers from other contracts, may be made from the TSA only if:

–	you are at least age 59 1/2;

–	you are disabled as defined in the Code;

–	you severed employment with the employer who purchased the contract;

–	the distribution is because of your death;

–	the distribution is due to plan termination; or

–	you are a military reservist.

•	If you encounter a financial hardship (as provided by the Code), you may be eligible to receive a distribution of all contract values attributable to salary reduction contributions made after Dec. 31, 1988, but not the earnings on them.

•	Even though a distribution may be permitted under the above rules, it may be subject to IRS taxes and penalties (see “Taxes”)

EVERGREEN NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS 37

•	The above restrictions on distributions do not affect the availability of the amount credited to the contract as of Dec. 31, 1988. The restrictions also do not apply to transfers or exchanges of contract value within the contract, or to another registered variable annuity contract or investment vehicle available through the employer.

Changing Ownership

You may change ownership of your nonqualified annuity at any time by completing a change of ownership form we approve and sending it to our corporate office. The change will become binding on us when we receive and record it. We will honor any change of ownership request received in good order that we believe is authentic and we will use reasonable procedures to confirm authenticity. If we follow these procedures, we will not take any responsibility for the validity of the change.

If you have a nonqualified annuity, you may incur income tax liability by transferring, assigning or pledging any part of it. (See “Taxes.”)

If you have a qualified annuity, you may not sell, assign, transfer, discount or pledge your contract as collateral for a loan, or as security for the performance of an obligation or for any other purpose except as required or permitted by the Code. However, if the owner is a trust or custodian, or an employer acting in a similar capacity, ownership of the contract may be transferred to the annuitant.

Please consider carefully whether or not you wish to change ownership of your annuity contract. If you elected any optional contract features or riders, the new owner and annuitant will be subject to all limitations and/or restrictions of those features or riders just as if they were purchasing a new contract. If you have a GMIB and/or Benefit Protector Plus Death Benefit rider, the rider will terminate upon transfer of ownership of your annuity contract. Continuance of the Benefit Protector rider is optional. (see “Optional Benefits”).

Benefits in Case of Death

There are three death benefit options under your contract:

•	Return of Purchase Payments death benefit (ROP);

•	Maximum Anniversary Value death benefit (MAV); and

•	Enhanced Death Benefit (EDB).

If it is available in your state and if both you and the annuitant are 79 or younger at contract issue, you can elect any one of the above death benefits. If either you or the annuitant are 80 or older at contract issue, the ROP death benefit will apply. If you select a GMIB, you must elect either the MAV death benefit or the EDB. Once you elect a death benefit option, you cannot change it. We show the option that applies in your contract. The combination of the contract, withdrawal charge schedule and death benefit option you select determines the mortality and expense risk fee that is assessed against the subaccounts. (See “Charges — Mortality and Expense Risk Fee.”)

Under all options, we will pay the death benefit to your beneficiary upon the earlier of your death or the annuitant’s death if you die before the retirement start date while this contract is in force. We will base the benefit paid on the death benefit coverage you chose when you purchased the contract. If a contract has more than one person as the owner, we will pay benefits upon the first to die of any owner or the annuitant.

RETURN OF PURCHASE PAYMENTS DEATH BENEFIT

The ROP death benefit is intended to help protect your beneficiaries financially in that they will never receive less than your purchase payments adjusted for withdrawals. If you or the annuitant die before annuity payouts begin while this contract is in force, we will pay the beneficiary the greater of these two values less any purchase payment credits subject to reversal, minus any applicable rider charges:

1.	contract value; or

2.	total purchase payments plus purchase payments credits applied to the contract minus adjusted partial withdrawals.

Adjusted partial withdrawals for the ROP or MAV death benefit	=	PW × DB CV

PW = the amount by which the contract value is reduced as a result of the partial withdrawal.

DB = the death benefit on the date of (but prior to) the partial withdrawal.

CV = contract value on the date of (but prior to) the partial withdrawal.

 38  EVERGREEN NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS

Example

•	You purchase the contract with a payment of $20,000.

•	On the first contract anniversary you make an additional purchase payment of $5,000.

•	During the second contract year the contract value falls to $22,000 and you take a $1,500 partial withdrawal.

•	During the third contract year the contract value grows to $23,000.

We calculate the ROP death benefit as follows:
Contract value at death:	$23,000.00

Purchase payments and purchase payment credits minus adjusted partial withdrawals:
Total purchase payments and purchase payment credits:	$25,000.00
minus adjusted partial withdrawals calculated as:
$1,500 × $25,000 =	–1,704.55
$22,000

for a death benefit of:	$23,295.45

ROP death benefit, calculated as the greatest of these two values:	$23,295.45

MAXIMUM ANNIVERSARY VALUE DEATH BENEFIT

The MAV death benefit is intended to help protect your beneficiaries financially while your investments have the opportunity to grow. This is an optional benefit that you may select for an additional charge (see “Charges”). The MAV death benefit does not provide any additional benefit before the first contract anniversary and it may not be appropriate for issue ages 75 to 79 because the benefit values may be limited at age 81. Be sure to discuss with your investment professional whether or not the MAV death benefit is appropriate for your situation.

If the MAV death benefit is available in your state and both you and the annuitant are age 79 or younger at contract issue, you may choose to add the MAV death benefit to your contract at the time of purchase. Once you select the MAV death benefit, you may not cancel it. If you choose to add a GMIB rider to your contract, you must elect either the MAV death benefit or the EDB.

The MAV death benefit provides that if you or the annuitant die before annuity payouts begin while this contract is in force, we will pay the beneficiary the greatest of these three values amounts less any purchase payment credits subject to reversal, minus any applicable rider charges:

1.	contract value;

2.	total purchase payments plus purchase payment credits applied to the contract minus adjusted partial withdrawals; or

3.	the maximum anniversary value immediately preceding the date of death plus any purchase payments and purchase payment credits applied to the contract since that anniversary minus adjusted partial withdrawals since that anniversary.

Maximum anniversary value (MAV): MAV is a value we calculate on each contract anniversary through age 80. There is no MAV prior to the first contract anniversary. On the first contract anniversary we set the MAV equal to the highest of: (a) your current contract value, or (b) total purchase payments and purchase payment credits minus adjusted partial withdrawals. Every contract anniversary after that, through age 80, we compare the previous anniversary’s MAV (plus any purchase payments and purchase payment credits since that anniversary minus adjusted partial withdrawals since that anniversary) to the current contract value and we reset the MAV to the highest value. We stop resetting the MAV when you or the annuitant reach age 81. However, we continue to add subsequent purchase payments and purchase payment credits and subtract adjusted partial withdrawals from the MAV.

Example

•	You purchase the contract with a payment of $20,000.

•	On the first contract anniversary the contract value grows to $24,000.

•	During the second contract year the contract value falls to $22,000, at which point you take a $1,500 partial withdrawal, leaving a contract value of $20,500.

EVERGREEN NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS 39

We calculate the MAV death benefit as follows:
Contract value at death:	$20,500.00

Purchase payments and purchase payment credits minus adjusted partial withdrawals:
Total purchase payments and purchase payment credits:	$20,000.00
minus the death benefit adjusted partial withdrawals, calculated as:
$1,500 × $20,000 =	–1,363.64
$22,000

for a death benefit of:	$18,636.36

The MAV immediately preceding the date of death plus any payments made since that anniversary minus adjusted partial withdrawals:
Greatest of your contract anniversary contract values:	$24,000.00
plus purchase payments and purchase payment credits made since that anniversary:	+0.00
minus the death benefit adjusted partial withdrawals, calculated as:
$1,500 × $24,000 =	–1,636.36
$22,000

for a death benefit of:	$22,363.64

The MAV death benefit, calculated as the greatest of these three values:	$22,363.64

ENHANCED DEATH BENEFIT

The EDB is intended to help protect your beneficiaries financially while your investments have the opportunity to grow.

This is an optional benefit that you may select for an additional charge (see “Charges”). The EDB does not provide any additional benefit before the first contract anniversary and it may not be appropriate for issue ages 75 to 79 because the benefit values may be limited at age 81. Benefit Protector and Benefit Protector Plus are not available with EDB. Be sure to discuss with your investment professional whether or not the EDB is appropriate for your situation.

If the EDB is available in your state and both you and the annuitant are 79 or younger at contract issue, you may choose to add the EDB rider to your contract at the time of purchase. If you choose to add a GMIB rider to your contract, you must elect either the MAV death benefit or the EDB.

The EDB provides that if you or the annuitant die before annuity payouts begin while this contract is in force, we will pay the beneficiary the greatest of these four values less any purchase payment credits subject to reversal, minus any applicable rider charges:

1.	contract value;

2.	total purchase payments plus purchase payment credits applied to the contract minus adjusted partial withdrawals;

3.	the maximum anniversary value immediately preceding the date of death plus any purchase payments and purchase payment credits applied to the contract since that anniversary minus adjusted partial withdrawals since that anniversary; or

4.	the 5% rising floor.

5% rising floor: This is the sum of the value of your GPAs, the one-year fixed account and the variable account floor. There is no variable account floor prior to the first contract anniversary. On the first contract anniversary, we establish the variable account floor as:

•	the amounts allocated to the subaccounts at issue increased by 5%,

•	plus any subsequent amounts allocated to the subaccounts,

•	minus adjusted transfers and partial withdrawals from the subaccounts.

 40  EVERGREEN NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS

Thereafter, we continue to add subsequent amounts allocated to the subaccounts and subtract adjusted transfers and partial withdrawals from the subaccounts. On each contract anniversary after the first, through age 80, we add an amount to the variable account floor equal to 5% of the prior anniversary’s variable account floor. We stop adding this amount after you or the annuitant reach age 81.

5% rising floor adjusted transfers or partial withdrawals	=	PWT × VAF SV

PWT	=	the amount by which the contract is reduced as a result of the partial withdrawal or transfer from the subaccounts.
VAF	=	variable account floor on the date of (but prior to) the transfer or partial withdrawal.
SV	=	value of the subaccounts on the date of (but prior to) the transfer or partial withdrawal.

Example

•	You purchase the contract with a payment of $25,000 with $5,000 allocated to the one-year fixed account and $20,000 allocated to the subaccounts.

•	On the first contract anniversary the one-year fixed account value is $5,200 and the subaccount value is $17,000. Total contract value is $22,200.

•	During the second contract year, the one-year fixed account value is $5,300 and the subaccount value is $19,000. Total contract value is $24,300. You take a $1,500 partial withdrawal all from the subaccounts, leaving the contract value at $22,800.

The death benefit is calculated as follows:
Contract value at death:	$22,800.00

Purchase payments and purchase payment credits minus adjusted partial withdrawals:
Total purchase payments and purchase payment credits:	$25,000.00
minus adjusted partial withdrawals, calculated as:
$1,500 × $25,000 =	–1,543.21
$24,300

for a return of purchase payments death benefit of:	$23,456.79

The MAV on the anniversary immediately preceding the date of death plus any purchase payments made since that anniversary minus adjusted partial withdrawals made since that anniversary:
The MAV on the immediately preceding anniversary:	$25,000.00
plus purchase payments and purchase payment credits made since that anniversary:	+0.00
minus adjusted partial withdrawals made since that anniversary, calculated as:
$1,500 × $25,000 =	–1,543.21
$24,300

for a MAV death benefit of:	$23,456.79

The 5% rising floor:
The variable account floor on the first contract anniversary, calculated as: 1.05 x $20,000 =	$21,000.00
plus amounts allocated to the subaccounts since that anniversary:	+0.00
minus the 5% rising floor adjusted partial withdrawal from the subaccounts, calculated as:
$1,500 × $21,000 =	–1,657.89
$19,000

variable account floor benefit:	$19,342.11
plus the one-year fixed account value:	+5,300.00
5% rising floor (value of the GPAs, one-year fixed account and the variable account floor):	$24,642.11

EDB, calculated as the greatest of these three values, which is the 5% rising floor:	$24,642.11

IF YOU DIE BEFORE YOUR RETIREMENT DATE
When paying the beneficiary, we will process the death claim on the valuation date our death claim requirements are fulfilled. We will determine the contract’s value using the accumulation unit value we calculate on that valuation date. We pay interest, if any, at a rate no less than required by law. If requested, we will mail payment to the beneficiary within seven days after our death claim requirements are fulfilled.

EVERGREEN NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS 41

Nonqualified annuities
If your spouse is sole beneficiary and you die before the retirement date, your spouse may keep the contract as owner with the contract value equal to the death benefit that would otherwise have been paid. To do this your spouse must give us written instructions to continue the contract as owner. There will be no withdrawal charges on the contract from that point forward unless additional purchase payments are made. If you elected any optional contract features or riders, your spouse and the new annuitant (if applicable) will be subject to all limitations and/or restrictions of those features or riders just as if they were purchasing a new contract. The GMIB and Benefit Protector Plus riders, if selected, will terminate. Continuance of the Benefit Protector rider is optional. (See “Optional Benefits.”)

If your beneficiary is not your spouse, we will pay the beneficiary in a single sum unless you give us other written instructions. Generally, we must fully distribute the death benefit within five years of your death. However, the beneficiary may receive payouts under any annuity payout plan available under this contract if:

•	the beneficiary asks us in writing within 60 days after the day on which all documents have been received that prove your death has occurred; and

•	payouts begin no later than one year after your death, or other date as permitted by the IRS; and

•	the payout period does not extend beyond the beneficiary’s life or life expectancy.

Qualified annuities

•	Spouse beneficiary: If you have not elected an annuity payout plan, and if your spouse is the sole beneficiary, your spouse may either elect to treat the contract as his/her own, so long as he or she is eligible to do so, or elect an annuity payout plan or another plan agreed to by us. If your spouse elects a payout option, the payouts must begin no later than the year in which you would have reached age 70 1/2. If you attained age 70 1/2 at the time of death, payouts must begin no later than Dec. 31 of the year following the year of your death.

Your spouse may elect to assume ownership of the contract at any time before annuity payouts begin. If your spouse elects to assume ownership of the contract, the contract value will be equal to the death benefit that would otherwise have been paid. There will be no withdrawal charges on the contract from that point forward unless additional purchase payments are made. If you elected any optional contract features or riders, your spouse and the new annuitant (if applicable) will be subject to all limitations and/or restrictions of those features or riders just as if they were purchasing a new contract. The GMIB and the Benefit Protector Plus riders, if selected, will terminate. Continuance of the Benefit Protector rider is optional. (See “Optional Benefits.”)

•	Non-spouse beneficiary: If you have not elected an annuity payout plan, and if death occurs prior to the year you would have attained age 70 1/2, the beneficiary may elect to receive payouts from the contract over a five year period. If your beneficiary does not elect a five year payout, or if your death occurs after attaining age 70 1/2, we will pay the beneficiary in a single sum unless the beneficiary elects to receive payouts under any payout plan available under this contract if:

•	the beneficiary asks us in writing within 60 days after the day on which all documents have been received that prove your death has occurred; and

•	payouts begin no later than one year following the year of your death; and

•	the payout period does not extend beyond the beneficiary’s life or life expectancy.

If a beneficiary elects an alternative payment plan which is an inherited IRA, all optional death benefits and living benefits will terminate. In the event of your beneficiary’s death, their beneficiary can elect to take a lump sum payment or to continue the alternative payment plan following the schedule of minimum withdrawals established based on the life expectancy of your beneficiary.

•	Annuity payout plan: If you elect an annuity payout plan which guarantees payouts to a beneficiary after your death, the payouts to your beneficiary will continue pursuant to the annuity payout plan you elect.

Optional Benefits

The assets held in our general account support the guarantees under your contract, including optional death benefits and optional living benefits. To the extent that we are required to pay you amounts in addition to your contract value under these benefits, such amounts will come from our general account assets. You should be aware that our general account is exposed to the risks normally associated with a portfolio of fixed-income securities, including interest rate, option, liquidity and credit risk. The financial statements contained in the SAI include a further discussion of the risks inherent within the investments of the general account.

 42  EVERGREEN NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS

GUARANTEED MINIMUM INCOME BENEFIT RIDER (GMIB)
There are two GMIB rider options available under your contract. Both GMIB riders are intended to provide you with a guaranteed minimum lifetime income regardless of the volatility inherent in the investments in the subaccounts. If you select either GMIB rider option:

•	you must hold the GMIB for 7 years,
•	the GMIB rider terminates* 30 days following the contract anniversary after the annuitant’s 86th birthday,
•	you can only exercise the GMIB within 30 days after a contract anniversary, and

•	there are additional costs associated with the rider.

*	The rider and annual fee terminate 30 days following the contract anniversary after the annuitant’s 86th birthday; however, if you exercise the GMIB rider before this time, your benefits will continue according to the annuity payout plan you have selected.

If you are purchasing the contract as a qualified annuity, such as an IRA, and you are planning to begin annuity payouts after the date on which minimum distributions required by the IRS must begin, you should consider whether the GMIB is appropriate for you. Partial withdrawals you take from the contract, including those taken to satisfy RMDs, will reduce the GMIB benefit base (defined below), which in turn may reduce or eliminate the amount of any annuity payments available under the rider (see “Taxes — Qualified Annuities — Required Minimum Distributions”). Consult a tax advisor before you purchase any GMIB with a qualified annuity, such as an IRA.

If either GMIB rider is available in your state and the annuitant is 75 or younger at contract issue, you may choose to add this optional benefit at the time you purchase your contract for an additional charge. If the annuitant is between age 73 and age 75 at contract issue, you should consider whether a GMIB rider is appropriate for your situation. Be sure to discuss with your investment professional whether either GMIB rider option is appropriate for your situation.

The amount of the fee is determined by the GMIB rider option you select (see “Charges — GMIB Rider Fee”). If you select a GMIB rider, you must also elect the MAV death benefit or the EDB at the time you purchase your contract. The PCR rider is not available with either GMIB rider. The effective date of the GMIB rider will be the contract issue date.

In some instances, we may allow you to add a GMIB rider to your contract at a later date if it was not available when you initially purchased your contract. In these instances, we would add the GMIB rider on the next contract anniversary and this would become the rider effective date. For purposes of calculating the GMIB benefit base under these circumstances, we consider the contract value on the rider effective date to be the initial purchase payment; we disregard all previous purchase payments, purchase payment credits, transfers and withdrawals in the GMIB calculations.

Investment selection: Under either GMIB rider, you may allocate your purchase payments and purchase payment credits or transfers to any of the subaccounts, the GPAs or the one-year fixed account. However, we reserve the right to limit the amount you allocate to subaccounts investing in RiverSource Variable Portfolio – Cash Management Fund to 10% of the total amount in the subaccounts. If we are required to activate this restriction, and you have more than 10% of your subaccount value in this fund, we will send you a notice and ask that you reallocate your contract value so that the 10% limitation is satisfied within 60 days. We will terminate the GMIB rider if you have not satisfied the limitation after 60 days.

You may select one of the following GMIB rider options:

•	GMIB – Maximum Anniversary Value (MAV); or

•	GMIB – 6% Rising Floor.

GMIB – MAV
GMIB benefit base:
If the GMIB – MAV is elected at contract issue, the GMIB benefit base is the greatest of these three values:

1.	contract value;

2.	total purchase payments and purchase payment credits minus adjusted partial withdrawals; or

3.	the Maximum Anniversary Value (MAV) at the last contract anniversary plus any payments and purchase payment credits since that anniversary minus adjusted partial withdrawals since that anniversary.

MAV is a value we calculate on the first contract anniversary as the highest of: (a) your current contract value, or (b) total purchase payments and purchase payment credits minus adjusted partial withdrawals. There is no MAV prior to the first contact anniversary. Every contract anniversary after that through age 80, we compare the previous anniversary’s MAV (plus any purchase payments and purchase payment credits since that anniversary minus adjusted partial withdrawals since that anniversary) to the current contract value and we reset the MAV to the highest value. We stop resetting the MAV after you or the annuitant reach age 81. However, we continue to add subsequent purchase payments and purchase payment credits and subtract adjusted partial withdrawals from the MAV.

Keep in mind, the MAV is limited at age 81.

EVERGREEN NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS 43

We reserve the right to exclude from the GMIB benefit base any purchase payment and purchase payment credits made in the five years before you exercise the GMIB – MAV. We would do so only if such payments and credit total $50,000 or more or if they are 25% or more of total contract payments and credits. If we exercise this right, we subtract each payment and purchase payment credit adjusted for market value from the contract value and the MAV.

For each payment and purchase payment credit, we calculate the market value adjustment to the contract value and the MAV as:

PMT × CVG ECV

PMT =	each purchase payment and purchase payment credit made in the five years before you exercise the GMIB – MAV.

CVG =	current contract value at the time you exercise the GMIB – MAV.

ECV =	the estimated contract value on the anniversary prior to the payment in question. We assume that all payments, purchase payment credits and partial withdrawals occur at the beginning of a contract year.

Exercising the GMIB – MAV:

•	you may only exercise the GMIB – MAV within 30 days after any contract anniversary following the expiration of a seven-year waiting period from the rider effective date.

•	the annuitant must be between 50 and 86 years old on the date the rider is exercised.

•	you can only take an annuity payout under one of the following annuity payout plans:

–	Plan A — Life Annuity – no refund

–	Plan B — Life Annuity with ten years certain

–	Plan D — Joint and last survivor life annuity – no refund

•	You may change the annuitant for the payouts.

When you exercise your GMIB-MAV, you may select a fixed or variable annuity payout plan. Fixed annuity payouts are calculated using the annuity purchase rates based on the “1983 Individual Annuitant Mortality Table A” with 100% Projection Scale G and an interest rate of 3%. Your annuity payouts remain fixed for the lifetime of the annuity payout period.

First year variable annuity payouts are calculated in the same manner as fixed annuity payouts. Once calculated, your annuity payouts remain unchanged for the first year. After the first year, subsequent annuity payouts are variable and depend on the performance of the subaccounts you select. Variable annuity payouts after the first year are calculated using the following formula:

Pt–1 (1 + i) 1.35	= Pt

Pt–1	= prior annuity payout
Pt	= current annuity payout
i	= annualized subaccount performance

Each subsequent variable annuity payout could be more or less than the previous variable annuity payout if the subaccount investment performance is greater or less than the 5% assumed investment rate. If your subaccount performance equals 5%, your annuity payout will be unchanged from the previous annuity payout. If your subaccount performance is in excess of 5%, your variable annuity payout will increase from the previous annuity payout. If your subaccount investment performance is less than 5%, your variable annuity payout will decrease from the previous annuity payout.

The GMIB – MAV benchmarks the contract growth at each anniversary against several comparison values and sets the GMIB benefit base equal to the largest value of the MAV, purchase payments and purchase payment credits minus adjusted partial withdrawals or the contract value. The GMIB benefit base, less any applicable premium tax, is the value we apply to the GMIB – MAV annuity purchase described above. If the GMIB benefit base is greater than the contract value, the GMIB – MAV may provide a higher annuity payout level than is otherwise available. However, the GMIB – MAV uses guaranteed annuity purchase rates which may result in annuity payouts that are less than those using the annuity purchase rates that we will apply at annuitization under the standard contract provisions. Therefore, the level of income provided by the GMIB – MAV may be less than the income the contract otherwise provided. If the annuity payouts through the standard contract provisions are more favorable than the payouts available through the GMIB – MAV, you will receive the higher standard payout. The GMIB – MAV does not create contract value or guarantee the performance of any investment option.

Terminating the GMIB – MAV:

•	You may terminate the GMIB – MAV within 30 days after the first rider anniversary.

•	You may terminate the GMIB – MAV any time after the seventh rider anniversary.

•	The GMIB – MAV will terminate on the date:

 44  EVERGREEN NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS

–	you make a full withdrawal from the contract;

–	a death benefit is payable; or

–	you choose to begin taking annuity payouts under the regular contract provisions.

•	The GMIB – MAV will terminate* 30 days following the contract anniversary after the annuitant’s 86th birthday.

*	The rider and annual fee terminate 30 days following the contract anniversary after the annuitant’s 86th birthday, however, if you exercise the GMIB rider before this time, your benefits will continue according to the annuity payout plan you have selected.

Example

•	You purchase the contract during the 2004 calendar year with a payment of $100,000 and we add a $1,000 purchase payment credit to your contract. You allocate all your purchase payments and purchase payment credits to the subaccounts.

•	There are no additional purchase payments and no partial withdrawals.

•	Assume the annuitant is male and age 55 at contract issue. For the joint and last survivor option (annuity payout Plan D), the joint annuitant is female and age 55 at contract issue.

Taking into account fluctuations in contract value due to market conditions, we calculate the GMIB benefit base as:

Contract				GMIB
anniversary	Contract value	Purchase payments	MAV	benefit base

1	$107,000	$101,000	$107,000

2	125,000	101,000	125,000

3	132,000	101,000	132,000

4	150,000	101,000	150,000

5	85,000	101,000	150,000

6	120,000	101,000	150,000

7	138,000	101,000	150,000	$150,000

8	152,000	101,000	152,000	152,000

9	139,000	101,000	152,000	152,000

10	126,000	101,000	152,000	152,000

11	138,000	101,000	152,000	152,000

12	147,000	101,000	152,000	152,000

13	163,000	101,000	163,000	163,000

14	159,000	101,000	163,000	163,000

15	215,000	101,000	215,000	215,000

NOTE: The MAV value is limited at age 81, but, the GMIB benefit base may increase if the contract value increases. However, you should keep in mind that you are always entitled to annuitize using the contract value without exercising the GMIB.

If you annuitize the contract within 30 days after a contract anniversary, the payout under a fixed annuity option (which is the same as the minimum payout for the first year under a variable annuity option) would be:

				Minimum Guaranteed Monthly Income
Contract			Plan A –	Plan B –	Plan D – joint and
anniversary	GMIB		life annuity —	life annuity with	last survivor life
at exercise	benefit base		no refund	ten years certain	annuity — no refund

10	$152,000	(MAV)	$784.32	$763.04	$627.76

15	215,000	(Contract Value = MAV)	1,268.50	1,210.45	982.55

The payouts above are based on the “1983 Individual Annuitant Mortality Table A” with 100% Projection Scale G and an interest rate of 3%. Payouts under the standard provisions of this contract will be based on our annuity rates in effect at annuitization and are guaranteed to be greater than or equal to the guaranteed annuity rates stated in Table B of the contract. The fixed annuity payout available under the standard provisions of this contract would be at least as great as shown below:

Contract		Plan A –	Plan B –	Plan D – joint and
anniversary		life annuity —	life annuity with	last survivor life
at exercise	Contract value	no refund	ten years certain	annuity — no refund

10	$126,000	$650.16	$632.52	$520.38

15	215,000	1,268.50	1,210.45	982.55

EVERGREEN NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS 45

In the above example, at the 15th contract anniversary you would not experience a benefit from the GMIB as the payout available to you is equal to or less than the payout available under the standard provisions of the contract. When the GMIB – MAV payout is less than the payout available under the standard provisions of the contract, you will receive the higher standard payout.

Remember that after the first year, lifetime income payouts under a variable annuity payout option will depend on the investment performance of the subaccounts you select. If your subaccount performance is 5%, your annuity payout will be unchanged from the previous annuity payout. If your subaccount performance is in excess of 5%, your variable annuity payout will increase from the previous annuity payout. If your subaccount investment performance is less than 5%, your variable annuity payout will decrease from the previous annuity payout.

GMIB – 6% Rising Floor
GMIB benefit base:
If the GMIB – 6% Rising Floor is elected at contract issue, the GMIB benefit base is the greatest of these three values:

1.	contract value;

2.	total purchase payments and purchase payment credits minus adjusted partial withdrawals; or

3.	the 6% rising floor.

6% rising floor: This is the sum of the value of the GPAs, one-year fixed account and the variable account floor. We calculate the variable account floor on each contract anniversary through age 80. There is no variable account floor prior to the first contract anniversary. On the first contract anniversary, we set the variable account floor equal to:

•	the initial purchase payments and purchase payment credits allocated to the subaccounts increased by 6%,

•	plus any subsequent amounts allocated to the subaccounts, and

•	minus adjusted transfers or partial withdrawals from the subaccounts.

Every contract anniversary after that, through age 80, we reset the variable account floor by accumulating the prior anniversary’s variable account floor at 6% then adding any subsequent amounts allocated to the subaccounts and subtracting any adjusted transfers or partial withdrawals from the subaccounts. We stop resetting the variable account floor after you or the annuitant reach age 81. However, we continue to add subsequent amounts you allocate to the subaccounts and subtract adjusted transfers or partial withdrawals from the subaccounts. We calculate adjusted transfers or partial withdrawals for the 6% rising floor using the same formula as adjusted transfers or partial withdrawals for the 5% rising floor.

Keep in mind that the 6% rising floor is limited at age 81.

We reserve the right to exclude from the GMIB benefit base any purchase payments and purchase payment credits you make in the five years before you exercise the GMIB. We would do so only if such payments total $50,000 or more or if they are 25% or more of total contract payments and credits. If we exercise this right, we:

•	subtract each payment adjusted for market value from the contract value.

•	subtract each payment from the 6% rising floor. We adjust the payments made to the GPAs and the one-year fixed account for market value. We increase payments allocated to the subaccounts by 6% for the number of full contract years they have been in the contract before we subtract them from the 6% rising floor.

For each payment and purchase payment credit, we calculate the market value adjustment to the contract value, the GPAs and the one-year fixed account value of the 6% rising floor as:

PMT × CVG ECV

PMT =	each purchase payment and purchase payment credit made in the five years before you exercise the GMIB.

CVG =	current contract value at the time you exercise the GMIB.

ECV =	the estimated contract value on the anniversary prior to the payment in question. We assume that all payments, purchase payment credits and partial withdrawals occur at the beginning of a contract year.

For each payment, we calculate the 6% increase of payments allocated to the subaccounts as:

PMT × (1.06)CY

CY =	the full number of contract years the payment has been in the contract.

Exercising the GMIB – 6% Rising Floor:

•	you may only exercise the GMIB – 6% Rising Floor within 30 days after any contract anniversary following the expiration of a seven-year waiting period from the rider effective date.

•	the annuitant must be between 50 and 86 years old on the date the rider is exercised.

 46  EVERGREEN NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS

•	you can only take an annuity payout under one of the following annuity payout plans:

– Plan A — Life Annuity – no refund

– Plan B — Life Annuity with ten years certain

– Plan D — Joint and last survivor life annuity – no refund

•	You may change the annuitant for the payouts.

When you exercise your GMIB – 6% Rising Floor, you may select a fixed or variable annuity payout plan. Fixed annuity payouts are calculated using the annuity purchase rates based on the “1983 Individual Annuitant Mortality Table A” with 100% Projection Scale G and an interest rate of 2.5%. Your annuity payouts remain fixed for the lifetime of the annuity payout period.

First year variable annuity payouts are calculated in the same manner as fixed annuity payouts. Once calculated, your annuity payouts remain unchanged for the first year. After the first year, subsequent annuity payouts are variable and depend on the performance of the subaccounts you select. Variable annuity payouts are calculated using the following formula:

Pt–1 (1 + i) 1.35	= Pt

Pt–1	= prior annuity payout
Pt	= current annuity payout
i	= annualized subaccount performance

Each subsequent variable annuity payout could be more or less than the previous variable annuity payout if the subaccount investment performance is greater or less than the 5% assumed investment rate. If your subaccount performance equals 5%, your annuity payout will be unchanged from the previous annuity payout. If your subaccount performance is in excess of 5%, your variable annuity payout will increase from the previous annuity payout. If your subaccount investment performance is less than 5%, your variable annuity payout will decrease from the previous annuity payout.

The GMIB – 6% Rising Floor benchmarks the contract growth at each anniversary against several comparison values and sets the GMIB benefit base equal to the largest value of the 6% rising floor, ROP or contract value. The GMIB benefit base, less any applicable premium tax, is the value we apply to the guaranteed annuity purchase rates we use in the 2.5% Table to calculate the minimum annuity payouts you will receive if you exercise the GMIB – 6% Rising Floor. If the GMIB benefit base is greater than the contract value, the GMIB – 6% Rising Floor may provide a higher annuity payout level than is otherwise available. However, the GMIB – 6% Rising Floor uses annuity purchase rates that may be more conservative than the annuity purchase rates than we will apply at annuitization under the standard contract provisions. Therefore, the level of income provided by the GMIB – 6% Rising Floor may be less than the income the contract otherwise provided. If the annuity payouts through the standard contract provisions are more favorable than the payouts available through the GMIB – 6% Rising Floor, you will receive the higher standard payout. The GMIB – 6% Rising Floor does not create contract value or guarantee the performance of any investment option.

Terminating the GMIB – 6% Rising Floor:

•	You may terminate the GMIB – 6% Rising Floor within 30 days after the first rider anniversary.

•	You may terminate the GMIB – 6% Rising Floor any time after the seventh rider anniversary.

•	The GMIB – 6% Rising Floor will terminate on the date:

– you make a full withdrawal from the contract;

– a death benefit is payable; or

– you choose to begin taking annuity payouts under the regular contract provisions.

•	The GMIB – 6% Rising Floor will terminate* 30 days following the contract anniversary after the annuitant’s 86th birthday.

*	The rider and annual fee terminate 30 days following the contract anniversary after the annuitant’s 86th birthday, however, if you exercise the GMIB rider before this time, your benefits will continue according to the annuity payout plan you have selected.

Example

•	You purchase the contract during the 2004 calendar year with a payment of $100,000 and you allocate all of your purchase payment to the subaccounts.

•	There are no additional purchase payments and no partial withdrawals.

•	Assume the annuitant is male and age 55 at contract issue. For the joint and last survivor option (annuity payout Plan D), the joint annuitant is female and age 55 at contract issue.

EVERGREEN NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS 47

Taking into account fluctuations in contract value due to market conditions, we calculate the GMIB benefit base as:

Contract				GMIB
anniversary	Contract value	Purchase payments	6% rising floor	benefit base

1	$107,000	$100,000	$106,000

2	125,000	100,000	112,360

3	132,000	100,000	119,102

4	150,000	100,000	126,248

5	85,000	100,000	133,823

6	120,000	100,000	141,852

7	138,000	100,000	150,363	$150,363

8	152,000	100,000	159,388	159,388

9	139,000	100,000	168,948	168,948

10	126,000	100,000	179,085	179,085

11	138,000	100,000	189,830	189,830

12	147,000	100,000	201,220	201,220

13	215,000	100,000	213,293	215,000

14	234,000	100,000	226,090	234,000

15	240,000	100,000	239,655	240,000

NOTE: The 6% Rising Floor value is limited at age 81, but the GMIB benefit base may increase if the contract value increases. However, you should keep in mind that you are always entitled to annuitize using the contract value without exercising the GMIB – 6% Rising Floor.

If you annuitize the contract within 30 days after a contract anniversary, the payout under a fixed annuity option (which is the same as the minimum payout for the first year under a variable annuity option) would be:

				Minimum Guaranteed Monthly Income
Contract			Plan A –	Plan B –	Plan D – joint and
anniversary		GMIB	life annuity —	life annuity with	last survivor life
at exercise		benefit base	no refund	ten years certain	annuity — no refund

10	$179,085	(6% Rising Floor)	$872.14	$850.65	$691.27

15	240,000	(Contract Value)	1,346.40	1,286.40	1,034.40

The payouts above are shown at guaranteed annuity rates we use in the 2.5% Table. Payouts under the standard provisions of this contract will be based on our annuity rates in effect at annuitization and are guaranteed to be greater than or equal to the guaranteed annuity rates stated in Table B of the contract. The fixed annuity payout available under the standard provisions of this contract would be at least as great as shown below:

Contract		Plan A –	Plan B –	Plan D – joint and
anniversary	Contract	life annuity —	life annuity with	last survivor life
at exercise	value	no refund	ten years certain	annuity — no refund

10	$126,000	$650.16	$632.52	$520.38

15	240,000	1,416.00	1,351.20	1,096.80

In this example, at the 15th contract anniversary you would not experience a benefit from the GMIB as the payout available to you is equal to or less than the payout available under the standard provisions of the contract. When the GMIB – 6% Rising Floor payout is less than the payout available under the standard provisions of the contract, you will receive the higher standard payout.

Remember that after the first year, lifetime income payouts under a variable annuity payout option will depend on the investment performance of the subaccounts you select. If your subaccount performance is 5%, your annuity payout will be unchanged from the previous annuity payout. If your subaccount performance is in excess of 5%, your variable annuity payout will increase from the previous annuity payout. If your subaccount investment performance is less than 5%, your variable annuity payout will decrease from the previous annuity payout.

PERFORMANCE CREDIT RIDER (PCR)
The PCR is intended to provide you with an additional benefit if your earnings are less than the target value on the tenth rider anniversary (see below). This is an optional benefit you may select for an additional charge (see “Charges”). The PCR does not provide any additional benefit before the tenth rider anniversary and it may not be appropriate for issue ages 75 or older

 48  EVERGREEN NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS

due to this required holding period. Be sure to discuss with your investment professional whether or not the PCR is appropriate for your situation.

If the PCR is available in your state, you may choose to add this benefit to your contract at issue. You cannot add the PCR if you select either GMIB rider option.

In some instances we may allow you to add the PCR to your contract at a later date if it was not available when you initially purchased your contract. In these instances, we would add the PCR on the next contract anniversary and this would become the rider effective date. For purposes of calculating the target value under these circumstances, we consider the contract value on the rider effective date to be the first contract year’s purchase payments and purchase payment credits.

Investment selection under the PCR: You may allocate your purchase payments and purchase payment credits or transfers to any of the subaccounts, the GPAs or the one-year fixed account. However, we reserve the right to limit the aggregate amount in the GPAs and the one-year fixed account and amounts you allocate to subaccounts investing in the RiverSource Variable Portfolio — Cash Management Fund to 10% of your total contract value. If we are required to activate this restriction, and you have more than 10% of your contract value in these accounts, we will send you a notice and ask that you reallocate your contract value so that the 10% limitation is satisfied within 60 days. We will terminate the PCR if you have not satisfied the limitation after 60 days.

Target value: We calculate the target value on each rider anniversary. There is no target value prior to the first rider anniversary. On the first rider anniversary we set the target value equal to your first year’s purchase payments and purchase payment credits minus the target value adjusted partial withdrawals accumulated at an annual effective rate of 7.2%. Every rider anniversary after that, we recalculate the target value by accumulating the prior anniversary’s target value and any additional purchase payments and purchase payment credits minus the target value adjusted partial withdrawals at an annual effective rate of 7.2%.

Target value adjusted partial withdrawals	=	PW × TV CV

PW = the partial withdrawal including any applicable withdrawal charge or MVA.

TV  = the target value on the date of (but prior to) the partial withdrawal.

CV  = contract value on the date of (but prior to) the partial withdrawal.

Exercising the PCR: We will inform you if your contract value did not meet or exceed the target value after your tenth rider anniversary. If your contract value is less than the target value on the tenth rider anniversary you can choose either of the following benefits:

Option A)	You may choose to accept a PCR credit to your contract equal to:

5% × (PP – PCRPW – PP5)

   PP = total purchase payments and purchase payment credits.

PCRPW = PCR adjusted partial withdrawals. The PCR adjusted partial withdrawal amount is an adjustment we make to determine the proportionate amount of any partial withdrawal attributable to purchase payments received five or more years before the target value is calculated (on the tenth year rider anniversary). For a more detailed description of the PCR adjusted partial withdrawal please see Appendix A.

PP5 =	purchase payments and purchase payment credits made in the prior five years.

We apply the PCR credit to your contract on the tenth rider anniversary and allocate it among the GPAs, the one-year fixed account and subaccounts according to your current asset allocation.

Option B)	You may choose to begin receiving annuity payouts (only with lifetime income plans; you may not choose Annuity Payout Plan E) within 60 days of the tenth rider anniversary and receive an additional 5% PCR credit (for a total PCR credit of 10%) as calculated in (a).

We will assume that you elected PCR Option A unless we receive your request to begin a lifetime annuity payout plan within 60 days after the tenth rider anniversary.

If you select PCR Option A, we will restart the ten-year calculation period for the PCR on the tenth rider anniversary and every ten years after that while you own the contract. We use the contract value (including any credits) on that anniversary as your first contract year’s payments for calculating the target value and any applicable PCR credit. We may then apply additional PCR credits to your contract at the end of each ten-year period as described above.

PCR reset: You can elect to lock in your contract growth by restarting the ten-year PCR calculation period on any contract anniversary. If you elect to restart the calculation period, the contract value on the restart date is used as the first year’s

EVERGREEN NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS 49

payments and credits for the calculating the target value and any applicable PCR credit. If you select PCR Option A, the next ten-year calculation period for the PCR will restart at the end of this new ten-year period. We must receive your request to restart the PCR calculation period within 30 days after a contract anniversary.

Terminating the PCR

•	You may terminate the PCR within 30 days following the first rider anniversary.

•	You may terminate the PCR within 30 days following the later of the tenth rider anniversary or the last rider reset date.

•	The PCR will terminate on the date:

– you make a full withdrawal from the contract,

– that a death benefit is payable, or

– you choose to begin taking annuity payouts.

Example

•	You purchase the contract with a payment of $100,000 and we add a $1,000 purchase payment credit to the contract

•	There are no additional purchase payments and no partial withdrawals

•	On the tenth contract anniversary the contract value is $200,000

•	We determine the target value on the tenth contract anniversary as our purchase payments and credits accumulated at an annual effective rate of 7.2% = $101,000 × (1.072)[10] = $101,000 × 2.00423 = $202,427.

Your contract value ($200,000) is less than the target value ($202,427). Assuming you select PCR Option A, we add a PCR credit to your contract calculated as follows:

5% × (PP – PCRPW – PP5) = 0.05 × ($101,000 – 0 – 0) = $5,050.

After application of the PCR credit, your total contract value would be $205,050.

•	During the eleventh contract year the contract value grows to $210,000 and you choose to begin receiving annuity payouts under a lifetime income plan. We would now add another PCR credit to your contract. Because you have not made any additional purchase payments or partial withdrawals the amount of this new credit is the same as the PCR credit we added to your contract on the tenth contract anniversary ($5,050). After adding this new PCR credit to your contract, your total contract value would be $215,050 and we would use this amount to determine your monthly annuity payout amount.

•	If you had elected not to receive annuity payouts, the PCR ten-year calculation period would restart on the tenth contract anniversary with the target values first year’s payments equal to $205,050. We would make the next PCR credit determination on the twentieth contract anniversary.

BENEFIT PROTECTOR DEATH BENEFIT RIDER (BENEFIT PROTECTOR)
The Benefit Protector is intended to provide an additional benefit to your beneficiary to help offset expenses after your death such as funeral expenses or federal and state taxes. This is an optional benefit that you may select for an additional annual charge (see “Charges”). The Benefit Protector provides reduced benefits if you or the annuitant are 70 or older at the rider effective date and it does not provide any additional benefit before the first rider anniversary. Benefit Protector is not available with the EDB.

If this rider is available in your state and both you and the annuitant are 75 or younger at contract issue, you may choose to add the Benefit Protector to your contract. You must elect the Benefit Protector at the time you purchase your contract and your rider effective date will be the contract issue date. You may not select this rider if you select the Benefit Protector Plus Rider. We reserve the right to discontinue offering the Benefit Protector for new contracts.

Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract. Since the benefit paid by the rider is determined by the amount of earnings at death, the amount of the benefit paid may be reduced as a result of taking RMDs (see “Taxes — Qualified Annuities — Required Minimum Distributions”). Be sure to discuss with your investment professional and tax advisor whether or not the Benefit Protector is appropriate for your situation.

The Benefit Protector provides that if you or the annuitant die after the first contract anniversary, but before annuity payouts begin, and while this contract is in force, we will pay the beneficiary, plus:

•	the applicable death benefit,

•	40% of your earnings at death if you and the annuitant were under age 70 on the rider effective date, up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old; or

•	15% of your earnings at death if you or the annuitant were 70 or older on the rider effective date, up to a maximum of 37.5% of purchase payments not previously withdrawn that are one or more years old.

 50  EVERGREEN NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS

Earnings at death: for purposes of the Benefit Protector and Benefit Protector Plus riders, this is an amount equal to the applicable death benefit minus purchase payments not previously withdrawn. The earnings at death may not be less than zero and may not be more than 250% of the purchase payments not previously withdrawn that are one or more years old.

Terminating the Benefit Protector

•	You may terminate the rider within 30 days of the first rider anniversary.

•	You may terminate the rider within 30 days of any rider anniversary beginning with the seventh rider anniversary.

•	The rider will terminate when you make a full withdrawal from the contract or when annuity payouts begin.

Example of the Benefit Protector

•	You purchase the contract with a payment of $100,000 and you and the annuitant are under age 70. We add a $1,000 purchase payment credit to your contract. You select the MAV death benefit.

•	During the first contract year the contract value grows to $105,000. The death benefit under the MAV death benefit equals the contract value, less any purchase payment credits added to the contract in the last 12 months, or $104,000. You have not reached the first contract anniversary so the Benefit Protector does not provide any additional benefit at this time.

• On the first contract anniversary the contract value grows to $110,000. The death benefit equals:
MAV death benefit (contract value):	$110,000
plus the Benefit Protector benefit which equals 40% of earnings at death (MAV death benefit minus payments not previously withdrawn):
0.40 × ($110,000 – $100,000) =	+4,000

Total death benefit of:	$114,000

•	On the second contract anniversary the contract value falls to $105,000. The death benefit equals:

MAV death benefit (MAV):	$110,000
plus the Benefit Protector benefit (40% of earnings at death):
0.40 × ($110,000 – $100,000) =	+4,000

Total death benefit of:	$114,000

•	During the third contract year the contract value remains at $105,000 and you request a partial withdrawal of $50,000, including the applicable 7% withdrawal charges. We will withdraw $10,500 from your contract value free of charge (10% of your prior anniversary’s contract value). The remainder of the withdrawal is subject to a 7% withdrawal charge because your payment is in its third year of the withdrawal charge, so we will withdraw $39,500 ($36,735 + $2,765 in withdrawal charges) from your contract value. Altogether, we will withdraw $50,000 and pay you $47,235. We calculate purchase payments not previously withdrawn as $100,000 – $45,000 = $55,000 (remember that $5,000 of the partial withdrawal is contract earnings). The death benefit equals:

MAV death benefit (MAV adjusted for partial withdrawals):	$57,619
plus the Benefit Protector benefit (40% of earnings at death):
0.40 × ($57,619 – $55,000) =	+1,048

Total death benefit of:	$58,667

•	On the third contract anniversary the contract value falls to $40,000. The death benefit equals the death benefit during the third contract year. The reduction in contract value has no effect.

•	On the ninth contract anniversary the contract value grows to a new high of $200,000. Earnings at death reaches its maximum of 250% of purchase payments not previously withdrawn that are one or more years old. The death benefit equals:

MAV death benefit (contract value):	$200,000
plus the Benefit Protector benefit (40% of earnings at death, up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old)	+55,000

Total death benefit of:	$255,000

EVERGREEN NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS 51

•	During the tenth contract year you make an additional purchase payment of $50,000 and we add a purchase payment credit of $500. Your new contract value is now $250,000. The new purchase payment is less than one year old and so it has no effect on the Benefit Protector value. The death benefit equals:

MAV death benefit (contract value less any purchase payment credits added in the last 12 months):	$249,500
plus the Benefit Protector benefit (40% of earnings at death, up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old)	+55,000

Total death benefit of:	$304,500

•	During the eleventh contract year the contract value remains $250,000 and the “new” purchase payment is one year old and the value of the Benefit Protector changes. The death benefit equals:

MAV death benefit (contract value):	$250,000
plus the Benefit Protector benefit (40% of earnings at death up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old)
0.40 × ($250,000 – $105,000) =	+58,000

Total death benefit of:	$308,000

If your spouse is the sole beneficiary and you die before the retirement date, your spouse may keep the contract as owner. Your spouse and the new annuitant will be subject to all the limitations and restrictions of the rider just as if they were purchasing a new contract. If your spouse and the new annuitant do not qualify for the rider on the basis of age we will terminate the rider. If they do qualify for the rider on the basis of age we will set the contract value equal to the death benefit that would otherwise have been paid and we will substitute this new contract value on the date of death for “purchase payments not previously withdrawn” used in calculating earnings at death. Your spouse also has the option of discontinuing the Benefit Protector Death Benefit Rider within 30 days of the date they elect to continue the contract.

NOTE: For special tax considerations associated with the Benefit Protector, see “Taxes.”

BENEFIT PROTECTOR PLUS DEATH BENEFIT RIDER (BENEFIT PROTECTOR PLUS)
The Benefit Protector Plus is intended to provide an additional benefit to your beneficiary to help offset expenses after your death such as funeral expenses or federal and state taxes. This is an optional benefit that you may select for an additional annual charge (see “Charges”). The Benefit Protector Plus provides reduced benefits if you or the annuitant are 70 or older at the rider effective date and it does not provide any additional benefit before the first rider anniversary and it does not provide any benefit beyond what is offered under the Benefit Protector rider during the second rider year. Benefit Protector Plus is not available with the EDB.

If this rider is available in your state and both you and the annuitant are 75 or younger at contract issue, you may choose to add the Benefit Protector Plus to your contract. You must elect the Benefit Protector Plus at the time you purchase your contract and your rider effective date will be the contract issue date. This rider is available only for purchase through transfer, exchange or rollover from another annuity or life insurance policy. You may not select this rider if you select the Benefit Protector Rider. We reserve the right to discontinue offering the Benefit Protector Plus for new contracts.

Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract. Since the benefit paid by the rider is determined by the amount of earnings at death, the amount of the benefit paid may be reduced as a result of taking required minimum distributions. Be sure to discuss with your investment professional and tax advisor whether or not the Benefit Protector Plus is appropriate for your situation.

The Benefit Protector Plus provides that if you or the annuitant die after the first contract anniversary, but before annuity payouts begin, and while this contract is in force, we will pay the beneficiary:

•	the benefits payable under the Benefit Protector described above, plus:

•	a percentage of purchase payments made within 60 days of contract issue not previously withdrawn as follows:

	Percentage if you and the annuitant are	Percentage if you or the annuitant are
Contract year	under age 70 on the rider effective date	70 or older on the rider effective date

One and Two	0%	0%

Three and Four	10%	3.75%

Five or more	20%	7.5%

 52  EVERGREEN NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS

Another way to describe the benefits payable under the Benefit Protector Plus rider is as follows:

•	the applicable death benefit (see “Benefits in Case of Death”), plus:

	If you and the annuitant are under	If you or the annuitant are age 70
Contract year	age 70 on the rider effective date, add . . .	or older on the rider effective date, add . . .

One	Zero	Zero

Two	40% × earnings at death (see above)	15% × earnings at death

Three and Four	40% × (earnings at death + 25% of initial purchase payment*)	15% × (earnings at death + 25% of initial purchase payment*)

Five or more	40% × (earnings at death + 50% of initial purchase payment*)	15% × (earnings at death + 50% of initial purchase payment*)

*	Initial purchase payments are payments made within 60 days of contract issue not previously withdrawn.

Terminating the Benefit Protector Plus

•	You may terminate the rider within 30 days of the first rider anniversary.

•	You may terminate the rider within 30 days of any rider anniversary beginning with the seventh rider anniversary.

•	The rider will terminate when you make a full withdrawal from the contract or when annuity payouts begin.

Example of the Benefit Protector Plus

•	You purchase the contract with a payment of $100,000 and you and the annuitant are under age 70. We add a $1,000 purchase payment credit to your contract. You select the MAV death benefit.

•	During the first contract year the contract value grows to $105,000. The death benefit equals MAV death benefit, which is the contract value, less any purchase payment credits added to the contract in the last 12 months, or $104,000. You have not reached the first contract anniversary so the Benefit Protector Plus does not provide any additional benefit at this time.

•	On the first contract anniversary the contract value grows to $110,000. You have not reached the second contract anniversary so the Benefit Protector Plus does not provide any additional benefit beyond what is provided by the Benefit Protector at this time. The death benefit equals:

MAV death benefit (contract value):	$110,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death (MAV rider minus payments not previously withdrawn):
0.40 × ($110,000 – $100,000) =	+4,000

Total death benefit of:	$114,000

•	On the second contract anniversary the contract value falls to $105,000. The death benefit equals:

MAV death benefit (MAV):	$110,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death:
0.40 × ($110,000 – $100,000) =	+4,000
plus 10% of purchase payments made within 60 days of contract issue and not previously withdrawn:
0.10 × $100,000 =	+10,000

Total death benefit of:	$124,000

•	During the third contract year the contract value remains at $105,000 and you request a partial withdrawal of $50,000, including the applicable 7% withdrawal charge. We will withdraw $10,500 from your contract value free of charge (10% of your prior anniversary’s contract value). The remainder of the withdrawal is subject to a 7% withdrawal charge because your payment is in its third year of the withdrawal charge schedule, so we will withdraw $39,500 ($36,735 + $2,765 in withdrawal charges) from your contract value. Altogether, we will withdraw $50,000 and pay you $47,235. We calculate purchase payments not previously withdrawn as $100,000 – $45,000 = $55,000 (remember that $5,000 of the partial withdrawal is contract earnings). The death benefit equals:

MAV death benefit (MAV adjusted for partial withdrawals):	$57,619
plus the Benefit Protector Plus benefit which equals 40% of earnings at death:
0.40 × ($57,619 – $55,000) =	+1,048
plus 10% of purchase payments made within 60 days of contract issue and not previously withdrawn:
0.10 × $55,000 =	+5,500

Total death benefit of:	$64,167

EVERGREEN NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS 53

•	On the third contract anniversary the contract value falls to $40,000. The death benefit equals the death benefit paid during the third contract year. The reduction in contract value has no effect.

•	On the ninth contract anniversary the contract value grows to a new high of $200,000. Earnings at death reaches its maximum of 250% of purchase payments not previously withdrawn that are one or more years old. Because we are beyond the fourth contract anniversary the Benefit Protector Plus also reaches its maximum of 20%. The death benefit equals:

MAV death benefit (contract value):	$200,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death, up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old	+55,000
plus 20% of purchase payments made within 60 days of contract issue and not previously withdrawn:
0.20 × $55,000 =	+11,000

Total death benefit of:	$266,000

•	During the tenth contract year you make an additional purchase payment of $50,000 and we add a purchase payment credit of $500. Your new contract value is now $250,000. The new purchase payment is less than one year old and so it has no effect on the Benefit Protector Plus value. The death benefit equals:

MAV death benefit (contract value less any purchase payment credits added in the last 12 months):	$249,500
plus the Benefit Protector Plus benefit which equals 40% of earnings at death, up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old	+55,000
plus 20% of purchase payments made within 60 days of contract issue and not previously withdrawn:
0.20 × $55,000 =	+11,000

Total death benefit of:	$315,500

•	During the eleventh contract year the contract value remains $250,000 and the “new” purchase payment is one year old. The value of the Benefit Protector Plus remains constant. The death benefit equals:

MAV death benefit (contract value):	$250,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death (MAV rider minus payments not previously withdrawn):
0.40 × ($250,000 – $105,000) =	+58,000
plus 20% of purchase payments made within 60 days of contract issue and not previously withdrawn:
0.20 × $55,000 =	+11,000

Total death benefit of:	$319,000

If your spouse is sole beneficiary and you die before the retirement date, your spouse may keep the contract as owner with the contract value equal to the death benefit that would otherwise have been paid. We will then terminate the Benefit Protector Plus and substitute the applicable death benefit (see “Benefits in Case of Death”).

NOTE: For special tax considerations associated with the Benefit Protector Plus, see “Taxes.”

The Annuity Payout Period

As owner of the contract, you have the right to decide how and to whom annuity payouts will be made starting at the retirement date. You may select one of the annuity payout plans outlined below, or we may mutually agree on other payout arrangements. We do not deduct any withdrawal charges under the payout plans listed below, except under annuity payout Plan E.

You also decide whether we will make annuity payouts on a fixed or variable basis, or a combination of fixed and variable. The amount available to purchase payouts under the plan you select is the contract value on your retirement date after any rider charges have been deducted, plus any positive or negative MVA (less any applicable premium tax). Additionally, we currently allow you to use part of the amount available to purchase payouts, leaving any remaining contract value to accumulate on a tax-deferred basis. If you select a variable annuity payout, we reserve the right to limit the number of subaccounts in which you may invest. The GPAs are not available during this payout period.

 54  EVERGREEN NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS

Amounts of fixed and variable payouts depend on:

•	the annuity payout plan you select;

•	the annuitant’s age and, in most cases, sex;

•	the annuity table in the contract; and

•	the amounts you allocated to the accounts at settlement.

In addition, for variable annuity payouts only, amounts depend on the investment performance of the subaccounts you select. These payouts will vary from month to month because the performance of the funds will fluctuate. Fixed payouts remain the same from month to month.

For information with respect to transfers between accounts after annuity payouts begin (see “Making the Most of Your Contract — Transfer policies”).

ANNUITY TABLES
The annuity tables in your contract (Table A and Table B) show the amount of the monthly payout for each $1,000 of contract value according to the age and, when applicable, the annuitant’s sex. (Where required by law, we will use a unisex table of settlement rates.)

Table A shows the amount of the first monthly variable annuity payout assuming that the contract value is invested at the beginning of the annuity payout period and earns a 5% rate of return, which is reinvested and helps to support future payouts. If you ask us at least 30 days before the retirement date, we will substitute an annuity table based on an assumed 3.5% investment rate for the 5% Table A in the contract. The assumed investment rate affects both the amount of the first payout and the extent to which subsequent payouts increase or decrease. For example, annuity payouts will increase if the investment return is above the assumed investment rate and payouts will decrease if the return is below the assumed investment rate. Using a 5% assumed interest rate results in a higher initial payout, but later payouts will increase more slowly when annuity unit values rise and decrease more rapidly when they decline.

Table B shows the minimum amount of each fixed annuity payout. We declare current payout rates that we use in determining the actual amount of your fixed annuity payout. The current payout rates will equal or exceed the guaranteed payout rates shown in Table B. We will furnish these rates to you upon request.

ANNUITY PAYOUT PLANS
You may choose any one of these annuity payout plans by giving us written instructions at least 30 days before contract values are used to purchase the payout plan. Generally, you may select one of the Plans A through E below or another plan agreed to by us.

•	Plan A – Life annuity — no refund: We make monthly payouts until the annuitant’s death. Payouts end with the last payout before the annuitant’s death. We will not make any further payouts. This means that if the annuitant dies after we made only one monthly payout, we will not make any more payouts.

•	Plan B – Life annuity with five, ten or 15 years certain: We make monthly payouts for a guaranteed payout period of five, ten or 15 years that you elect. This election will determine the length of the payout period to the beneficiary if the annuitant should die before the elected period expires. We calculate the guaranteed payout period from the retirement date. If the annuitant outlives the elected guaranteed payout period, we will continue to make payouts until the annuitant’s death.

•	Plan C – Life annuity — installment refund: We make monthly payouts until the annuitant’s death, with our guarantee that payouts will continue for some period of time. We will make payouts for at least the number of months determined by dividing the amount applied under this option by the first monthly payout, whether or not the annuitant is living.

•	Plan D – Joint and last survivor life annuity — no refund: We make monthly payouts while both the annuitant and a joint annuitant are living. If either annuitant dies, we will continue to make monthly payouts at the full amount until the death of the surviving annuitant. Payouts end with the death of the second annuitant.

•	Plan E – Payouts for a specified period: We make monthly payouts for a specific payout period of ten to 30 years that you elect. We will make payouts only for the number of years specified whether the annuitant is living or not. Depending on the selected time period, it is foreseeable that an annuitant can outlive the payout period selected. During the payout period, you can elect to have us determine the present value of any remaining variable payouts and pay it to you in a lump sum. We determine the present value of the remaining annuity payouts which are assumed to remain level at the initial payout. The discount rate we use in the calculation is 5.17% for the assumed investment return of 3.5% and 6.67% for the assumed investment return of 5.0%. (See “Charges — Withdrawal charge under Annuity Payout Plan E.”) A 10% IRS penalty tax could apply if you take a withdrawal. (See “Taxes.”)

Annuity payout plan requirements for qualified annuities: If your contract is a qualified annuity, you must select a payout plan as of the retirement date set forth in your contract. You have the responsibility for electing a payout plan under your

EVERGREEN NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS 55

contract that complies with applicable law. Your contract describes your payout plan options. The options will meet certain IRS regulations governing RMDs if the payout plan meets the incidental distribution benefit requirements, if any, and the payouts are made:

•	in equal or substantially equal payments over a period not longer than your life expectancy, or over the joint life expectancy of you and your designated beneficiary; or

•	over a period certain not longer than your life expectancy or over the joint life expectancy of you and your designated beneficiary.

If we do not receive instructions: You must give us written instructions for the annuity payouts at least 30 days before the annuitant’s retirement date. If you do not, we will make payouts under Plan B, with 120 monthly payouts guaranteed.

If monthly payouts would be less than $20: We will calculate the amount of monthly payouts at the time the contract value is used to purchase a payout plan. If the calculations show that monthly payouts would be less than $20, we have the right to pay the contract value to the owner in a lump sum or to change the frequency of the payouts.

Death after annuity payouts begin: If you or the annuitant die after annuity payouts begin, we will pay any amount payable to the beneficiary as provided in the annuity payout plan in effect.

Taxes

Under current law, your contract has a tax-deferral feature. Generally, this means you do not pay income tax until there is a taxable distribution (or deemed distribution) from the contract. We will send a tax information reporting form for any year in which we made a taxable or reportable distribution according to our records.

NONQUALIFIED ANNUITIES
Generally, only the increase in the value of a non-qualified annuity contract over the investment in the contract is taxable. Certain exceptions apply. Federal tax law requires that all nonqualified deferred annuity contracts issued by the same company (and possibly its affiliates) to the same owner during a calendar year be taxed as a single, unified contract when distributions are taken from any one of those contracts.

Annuity payouts: Generally, unlike withdrawals described below, the taxation of annuity payouts are subject to exclusion ratios, i.e. in most cases, a portion of each payout will be ordinary income and subject to tax, and a portion of each payout will be considered a return of part of your investment in the contract and will not be taxed. All amounts you receive after your investment in the contract is fully recovered will be subject to tax. Under Annuity Payout Plan A: Life annuity — no refund, where the annuitant dies before your investment in the contract is fully recovered, the remaining portion of the unrecovered investment may be available as a federal income tax deduction to the owner for the last taxable year. Under all other annuity payout plans, where the annuity payouts end before your investment in the contract is fully recovered, the remaining portion of the unrecovered investment may be available as a federal income tax deduction to the taxpayer for the tax year in which the payouts end. (See “The Annuity Payout Period — Annuity Payout Plans.”)

Beginning in 2011, federal tax law permits taxpayers to annuitize a portion of their nonqualified annuity while leaving the remaining balance to continue to grow tax-deferred. Under the new partial annuitization rules, the portion annuitized must be received as an annuity for a period of 10 years or more, or for the lives of one or more individuals. If this requirement is met, the annuitized portion and the tax-deferred balance will generally be treated as two separate contracts for income tax purposes only. If a contract is partially annuitized, the investment in the contract is allocated between the deferred and the annuitized portions on a pro rata basis.

Withdrawals: Generally, if you withdraw all or part of your nonqualified annuity before your annuity payouts begin, including withdrawals under any optional withdrawal benefit rider, your withdrawal will be taxed to the extent that the contract value immediately before the withdrawal exceeds the investment in the contract. Different rules may apply if you exchange another contract into this contract.

You also may have to pay a 10% IRS penalty for withdrawals of taxable income you make before reaching age 59 1/2 unless certain exceptions apply.

Withholding: If you receive taxable income as a result of an annuity payout or withdrawal, including withdrawals under any optional withdrawal benefit rider, we may deduct federal, and in some cases state withholding against the payment. Any withholding represents a prepayment of your tax due for the year. You take credit for these amounts on your annual income tax return. As long as you have provided us with a valid Social Security Number or Taxpayer Identification Number, and you have a valid U.S. address, you may be able to elect not to have any withholding occur.

If the payment is part of an annuity payout plan, we generally compute the amount of federal income tax withholding using payroll tables. You may provide us with a statement of how many exemptions to use in calculating the withholding. If the

 56  EVERGREEN NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS

distribution is any other type of payment (such as partial or full withdrawal) we compute federal income tax withholding using 10% of the taxable portion.

The federal income tax withholding requirements differ if we deliver payment outside the United States or you are a non-resident alien.

Some states also may impose income tax withholding requirements similar to the federal withholding described above. If this should be the case, we may deduct state income tax withholding from the payment.

Death benefits to beneficiaries: The death benefit under a nonqualified contract is not exempt from estate (federal or state) taxes. In addition, for income tax purposes, any amount your beneficiary receives that exceeds the investment in the contract is taxable as ordinary income to the beneficiary in the year he or she receives the payments. (See also “Benefits in Case of Death — If You Die Before the Retirement Start Date”).

Net Investment Income Tax (also known as Medicare contribution tax): Effective for taxable years beginning on or after January 1, 2013, certain high-income individuals (as well as estates and trusts) are subject to a new 3.8% net investment income tax (as an addition to income taxes). For individuals, the 3.8% tax applies to the lesser of (1) the amount by which the taxpayer’s modified adjusted gross income exceeds $200,000 ($250,000 for married filing jointly and surviving spouses; $125,000 for married filing separately) or (2) the taxpayer’s “net investment income.” Net investment income includes taxable income from nonqualified annuities. Annuity holders are advised to consult their tax advisor regarding the possible implications of this additional tax.

Annuities owned by corporations, partnerships or irrevocable trusts: For nonqualified annuities, any annual increase in the value of annuities held by such entities (nonnatural persons) generally will be treated as ordinary income received during that year. However, if the trust was set up for the benefit of a natural person(s) only, the income may remain tax-deferred until withdrawn or paid out.

Penalties: If you receive amounts from your nonqualified annuity before reaching age 59 1/2, you may have to pay a 10% IRS penalty on the amount includable in your ordinary income. However, this penalty will not apply to any amount received:

•	because of your death or in the event of nonnatural ownership, the death of the annuitant;

•	because you become disabled (as defined in the Code);

•	if the distribution is part of a series of substantially equal periodic payments, made at least annually, over your life or life expectancy (or joint lives or life expectancies of you and your beneficiary);

•	if it is allocable to an investment before Aug. 14, 1982; or

•	if annuity payouts are made under immediate annuities as defined by the Code.

Transfer of ownership: Generally, if you transfer ownership of a nonqualified annuity without receiving adequate consideration, the transfer may be taxed as a withdrawal for federal income tax purposes. If the transfer is a currently taxable event for income tax purposes, the original owner will be taxed on the amount of deferred earnings at the time of the transfer and also may be subject to the 10% IRS penalty discussed earlier. In this case, the new owner’s investment in the contract will be equal to the investment in the contract at the time of the transfer plus any earnings included in the original owner’s taxable income as a result of the transfer. In general, this rule does not apply to transfers between spouses or former spouses. Similar rules apply if you transfer ownership for full consideration. Please consult your tax advisor for further details.

1035 Exchanges: Section 1035 of the Code permits nontaxable exchanges of certain insurance policies, endowment contracts, annuity contracts and qualified long-term care insurance contracts, while providing for continued tax deferral of earnings. In addition, Section 1035 permits the carryover of the investment in the contract from the old policy or contract to the new policy or contract. In a 1035 exchange one policy or contract is exchanged for another policy or contract. The following are nontaxable exchanges: (1) the exchange of a life insurance policy for another life insurance policy or for an endowment, annuity or qualified long-term care insurance contract, (2) the exchange of an endowment contract for an annuity contract, or for an endowment contract under which payments will begin no later than payments would have begun under the contract exchanged, (3) the exchange of an annuity contract for another annuity contract or for a qualified long-term insurance contract, and (4) the exchange of a qualified long-term care insurance contract for a qualified long-term care insurance contract. Additionally, other tax rules may apply. However, if the insurance policy has an outstanding loan, there may be tax consequences. Depending on the issue date of your original policy or contract, there may be tax or other benefits that are given up to gain the benefits of the new policy or contract. Consider whether the features and benefits of the new policy or contract outweigh any tax or other benefits of the old contract.

For a partial exchange of an annuity contract for another annuity contract, the 1035 exchange is generally tax-free. The investment in the original contract and the earnings on the contract will be allocated proportionately between the original and new contracts. However, per IRS Revenue Procedure 2011-38, if withdrawals are taken from either contract within the 180-day period following an exchange, the IRS will apply general tax principles to determine the appropriate tax treatment of

EVERGREEN NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS 57

the exchange and subsequent withdrawal. As a result, there may be unexpected tax consequences. You should consult your tax advisor before taking any withdrawal from either contract during the 180-day period following a partial exchange. Different IRS limitations on withdrawals apply to partial exchanges completed prior to October 24, 2011.

Assignment: If you assign or pledge your contract as collateral for a loan, earnings on purchase payments you made after Aug. 13, 1982 will be taxed as a deemed distribution and you may have to pay a 10% IRS penalty.

QUALIFIED ANNUITIES
Adverse tax consequences may result if you do not ensure that contributions, distributions and other transactions under the contract comply with the law. Qualified annuities have minimum distribution rules that govern the timing and amount of distributions. You should refer to your retirement plan’s Summary Plan Description, your IRA disclosure statement, or consult a tax advisor for additional information about the distribution rules applicable to your situation.

When you use your contract to fund a retirement plan or IRA that is already tax-deferred under the Code, the contract will not provide any necessary or additional tax deferral. If your contract is used to fund an employer sponsored plan, your right to benefits may be subject to the terms and conditions of the plan regardless of the terms of the contract.

Annuity payouts: Under a qualified annuity, except a Roth IRA, Roth 401(k) or Roth 403(b), the entire payout generally is includable as ordinary income and is subject to tax unless: (1) the contract is an IRA to which you made non-deductible contributions; or (2) you rolled after-tax dollars from a retirement plan into your IRA; or (3) the contract is used to fund a retirement plan and you or your employer have contributed after-tax dollars.

Annuity payouts from Roth IRAs: In general, the entire payout from a Roth IRA can be free from income and penalty taxes if you have attained age 59 1/2 and meet the five year holding period.

Withdrawals: Under a qualified annuity, except a Roth IRA, Roth 401(k) or Roth 403(b), the entire withdrawal will generally be includable as ordinary income and is subject to tax unless: (1) the contract is an IRA to which you made non-deductible contributions; or (2) you rolled after-tax dollars from a retirement plan into your IRA; or (3) the contract is used to fund a retirement plan and you or your employer have contributed after-tax dollars.

Withdrawals from Roth IRAs: In general, the entire payout from a Roth IRA can be free from income and penalty taxes if you have attained age 59 1/2 and meet the five year holding period.

Required Minimum Distributions: Retirement plans (except for Roth IRAs) are subject to required withdrawals called required minimum distributions (“RMDs”) beginning at age 70 1/2. RMDs are based on the fair market value of your contract at year-end divided by the life expectancy factor. Certain death benefits and optional riders may be considered in determining the fair market value of your contract for RMD purposes. This may cause your RMD to be higher. Inherited IRAs (including inherited Roth IRAs) are subject to special required minimum distribution rules. You should consult your tax advisor prior to making a purchase for an explanation of the potential tax implications to you.

Withholding for IRAs, Roth IRAs, SEPs and SIMPLE IRAs: If you receive taxable income as a result of an annuity payout or a withdrawal, including withdrawals under any optional withdrawal benefit rider, we may deduct withholding against the payment. Any withholding represents a prepayment of your tax due for the year. You take credit for these amounts on your annual income tax return. As long as you have provided us with a valid Social Security Number or Taxpayer Identification Number, you can elect not to have any withholding occur.

If the payment is part of an annuity payout plan, we generally compute the amount of federal income tax withholding using payroll tables. You may provide us with a statement of how many exemptions to use in calculating the withholding. If the distribution is any other type of payment (such as a partial or full withdrawal) we compute federal income tax withholding using 10% of the taxable portion.

The federal income tax withholding requirements differ if we deliver payment outside the United States or you are a non-resident alien.

Some states also may impose income tax withholding requirements similar to the federal withholding described above. If this should be the case, we may deduct state income tax withholding from the payment.

Withholding for all other qualified annuities: If you receive directly all or part of the contract value from a qualified annuity, mandatory 20% federal income tax withholding (and possibly state income tax withholding) generally will be imposed at the time the payout is made from the plan. Any withholding represents a prepayment of your tax due for the year. You take credit for these amounts on your annual income tax return. This mandatory withholding will not be imposed if instead of receiving the distribution check, you elect to have the distribution rolled over directly to an IRA or another eligible plan. Payments made to a surviving spouse instead of being directly rolled over to an IRA are also subject to mandatory 20% income tax withholding.

 58  EVERGREEN NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS

In the below situations, the distribution is subject to an optional 10% withholding instead of the mandatory 20% withholding. We will withhold 10% of the distribution amount unless you elect otherwise.

•	the payout is one in a series of substantially equal periodic payouts, made at least annually, over your life or life expectancy (or the joint lives or life expectancies of you and your designated beneficiary) or over a specified period of 10 years or more;

•	the payout is a RMD as defined under the Code;

•	the payout is made on account of an eligible hardship; or

•	the payout is a corrective distribution.

State withholding also may be imposed on taxable distributions.

Penalties: If you receive amounts from your qualified contract before reaching age 59 1/2, you may have to pay a 10% IRS penalty on the amount includable in your ordinary income. However, this penalty generally will not apply to any amount received:

•	because of your death;

•	because you become disabled (as defined in the Code);

•	if the distribution is part of a series of substantially equal periodic payments made at least annually, over your life or life expectancy (or joint lives or life expectancies of you and your beneficiary);

•	if the distribution is made following severance from employment during the calendar year in which you attain age 55 (TSAs and annuities funding 401(a) plans only);

•	to pay certain medical or education expenses (IRAs only); or

•	if the distribution is made from an inherited IRA.

Death benefits to beneficiaries: The entire death benefit generally is taxable as ordinary income to the beneficiary in the year he/she receives the payments from the qualified annuity. If you made non-deductible contributions to a traditional IRA, the portion of any distribution from the contract that represents after-tax contributions is not taxable as ordinary income to your beneficiary. You are responsible for keeping all records tracking your non-deductible contributions to an IRA. Death benefits under a Roth IRA generally are not taxable as ordinary income to the beneficiary if certain distribution requirements are met. (See also “Benefits in Case of Death — If you Die Before the Retirement Date”).

Change of retirement plan type: IRS regulations allow for rollovers of certain retirement plan distributions. In some circumstances, you may be able to have an intra-contract rollover, keeping the same features and conditions. If the annuity contract you have does not support an intra-contract rollover, you are able to request an IRS approved rollover to another annuity contract or other investment product that you choose. If you choose another annuity contract or investment product, you will be subject to new rules, including a new withdrawal charge schedule for an annuity contract, or other product rules as applicable.

Assignment: You may not assign or pledge your qualified contract as collateral for a loan.

OTHER
Purchase payment credits: These are considered earnings and are taxed accordingly when withdrawn or paid out.

Special considerations if you select any optional rider: As of the date of this prospectus, we believe that charges related to these riders are not subject to current taxation. Therefore, we will not report these charges as partial withdrawals from your contract. However, the IRS may determine that these charges should be treated as partial withdrawals subject to taxation to the extent of any gain as well as the 10% tax penalty for withdrawals before the age of 59 1/2, if applicable.

We reserve the right to report charges for these riders as partial withdrawals if we, as a withholding and reporting agent, believe that we are required to report them. In addition, we will report any benefits attributable to these riders on the death of you or the annuitant as an annuity death benefit distribution, not as proceeds from life insurance.

Important: Our discussion of federal tax laws is based upon our understanding of current interpretations of these laws. Federal tax laws or current interpretations of them may change. For this reason and because tax consequences are complex and highly individual and cannot always be anticipated, you should consult a tax advisor if you have any questions about taxation of your contract.

RiverSource Life’s tax status: We are taxed as a life insurance company under the Code. For federal income tax purposes, the subaccounts are considered a part of our company, although their operations are treated separately in accounting and financial statements. Investment income is reinvested in the fund in which each subaccount invests and becomes part of that subaccount’s value. This investment income, including realized capital gains, is not subject to any withholding for federal or

EVERGREEN NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS 59

state income taxes. We reserve the right to make such a charge in the future if there is a change in the tax treatment of variable annuities or in our tax status as we then understand it.

Tax qualification: We intend that the contract qualify as an annuity for federal income tax purposes. To that end, the provisions of the contract are to be interpreted to ensure or maintain such tax qualification, in spite of any other provisions of the contract. We reserve the right to amend the contract to reflect any clarifications that may be needed or are appropriate to maintain such qualification or to conform the contract to any applicable changes in the tax qualification requirements. We will send you a copy of any amendments.

Voting Rights

As a contract owner with investments in the subaccounts, you may vote on important fund policies until annuity payouts begin. Once they begin, the person receiving them has voting rights. We will vote fund shares according to the instructions of the person with voting rights.

Before annuity payouts begin, the number of votes you have is determined by applying your percentage interest in each subaccount to the total number of votes allowed to the subaccount.

After annuity payouts begin, the number of votes you have is equal to:

•	the reserve held in each subaccount for your contract; divided by

•	the net asset value of one share of the applicable fund.

As we make annuity payouts, the reserve for the contract decreases; therefore, the number of votes also will decrease.

We calculate votes separately for each subaccount. We will send notice of shareholders’ meetings, proxy materials and a statement of the number of votes to which the voter is entitled. We will vote shares for which we have not received instructions in the same proportion as the votes for which we received instructions. We also will vote the shares for which we have voting rights in the same proportion as the votes for which we received instructions.

Substitution of Investments

We may substitute the funds in which the subaccounts invest if:

•	laws or regulations change;

•	the existing funds become unavailable; or

•	in our judgment, the funds no longer are suitable (or are not the most suitable) for the subaccounts.

If any of these situations occur, and if we believe it is in the best interest of persons having voting rights under the contract, we have the right to substitute a fund currently listed in this prospectus (existing fund) for another fund (new fund). The new fund may have higher fees and/or operating expenses than the existing fund. Also, the new fund may have investment objectives and policies and/or investment advisers which differ from the existing fund.

We may also:

•	add new subaccounts;

•	combine any two or more subaccounts;

•	transfer assets to and from the subaccounts or the variable account; and

•	eliminate or close any subaccounts.

We will notify you of any substitution or change. If we notify you that a subaccount will be eliminated or closed, you will have a certain period of time to tell us where to reallocate purchase payments or contract value currently allocated to that subaccount. If we do not receive your reallocation instructions by the due date, we automatically will reallocate to the subaccount investing in the Columbia Variable Portfolio — Cash Management Fund (Class 3). You may then transfer this reallocated amount in accordance with the transfer provisions of your contract (see “Transferring Between Accounts” above).

In the event of substitution or any of these changes, we may amend the contract and take whatever action is necessary and appropriate without your consent or approval. However, we will not make any substitution or change without the necessary approval of the SEC and state insurance departments.

 60  EVERGREEN NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS

About the Service Providers

PRINCIPAL UNDERWRITER
RiverSource Distributors, Inc. (“RiverSource Distributors”), our affiliate, serves as the principal underwriter of the contract. Its offices are located at 70100 Ameriprise Financial Center, Minneapolis, MN 55474. RiverSource Distributors is a wholly-owned subsidiary of Ameriprise Financial, Inc.

Although we no longer offer the contract for sale, you may continue to make purchase payments if permitted under the terms of your contract. We pay commissions to an affiliated selling firm of up to 7.00% as well as service/trail commissions of up to 1.00% based on annual total contract value for as long as the contract remains in effect. We also may pay an additional sales commission of up to 1.00% of purchase payments for a period of time we select. These commissions do not change depending on which subaccounts you choose to allocate your purchase payments.

From time to time and in accordance with applicable laws and regulations, we may also pay or provide the selling firm with various cash and non-cash promotional incentives including, but not limited to bonuses, short-term sales incentive payments, marketing allowances, costs associated with sales conferences and educational seminars and sales recognition awards.

A portion of the payments made to the selling firm may be passed on to its sales representatives in accordance with its internal compensation programs. Those programs may also include other types of cash and non-cash compensation and other benefits.

Ask your sales representative for further information about what your sales representative and the selling firm for which he or she works may receive in connection with your contract.

We pay the commissions and other compensation described above from our assets. Our assets include:

•	revenues we receive from fees and expenses that you will pay when buying, owning and making a withdrawal from the contract (see “Expense Summary”);

•	compensation we or an affiliate receive from the underlying funds in the form of distribution and services fees (see “The Variable Account and the Funds — The funds”);

•	compensation we or an affiliate receive from a fund’s investment adviser, subadviser, distributor or an affiliate of any of these (see “The Variable Account and the Funds — The funds”); and

•	revenues we receive from other contracts and policies we sell that are not securities and other businesses we conduct.

You do not directly pay the commissions and other compensation described above as the result of a specific charge or deduction under the contract. However, you may pay part of all of the commissions and other compensation described above indirectly through:

•	fees and expenses we collect from contract owners, including withdrawal charges; and

•	fees and expenses charged by the underlying funds in which the subaccounts you select invest, to the extent we or one of our affiliates receive revenue from the funds or an affiliated person.

ISSUER
RiverSource Life issues the contracts. We are located at 70100 Ameriprise Financial Center, Minneapolis, MN 55474 and are a wholly-owned subsidiary of Ameriprise Financial, Inc.

We conduct a conventional life insurance business. We are licensed to do business in 49 states, the District of Columbia and American Samoa. Our primary products currently include fixed and variable annuity contracts and life insurance policies.

LEGAL PROCEEDINGS
Life insurance companies have been the subject of increasing regulatory, legislative and judicial scrutiny. Numerous state and federal regulatory agencies have commenced examinations and other inquiries of insurance companies regarding sales and marketing practices (including sales to older consumers and disclosure practices), claims handling, and unclaimed property and escheatment practices and procedures. With regard to an industry-wide investigation of unclaimed property and escheatment practices and procedures, RiverSource Life is responding to regulatory audits, market conduct examinations and other inquiries (including inquiries from the State of Minnesota). RiverSource Life has cooperated with and will continue to cooperate with the applicable regulators regarding their inquiries.

RiverSource Life is involved in the normal course of business in a number of other legal and arbitration proceedings concerning matters arising in connection with the conduct of its business activities. RiverSource Life believes that it is not a party to, nor are any of its properties the subject of, any pending legal, arbitration or regulatory proceedings that would have a material adverse effect on its consolidated financial condition, results of operations or liquidity. However, it is possible that the

EVERGREEN NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS 61

outcome of any such proceedings could have a material adverse impact on results of operations in any particular reporting period as the proceedings are resolved.

Additional Information

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
RiverSource Life is incorporating by reference in this prospectus information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information that we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC automatically will update and supersede this information. The Annual Report on Form 10-K of RiverSource Life Insurance Company for the year ended December 31, 2012, File No. 33-28976, that we previously filed with the SEC under the Securities Exchange Act of 1934 (1934 Act) is incorporated by reference into this prospectus, as well as all of our subsequent annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC under the 1934 Act. To access this document, see “SEC Filings” under “Investors Relations” on our website at www.ameriprise.com.

RiverSource Life will furnish you without charge a copy of any or all of the documents incorporated by reference into this prospectus, including any exhibits to such documents which have been specifically incorporated by reference. We will do so upon receipt of your written or oral request. You can contact RiverSource Life at the telephone number and address listed on the first page of this prospectus.

AVAILABLE INFORMATION
This prospectus is part of a registration statement we file with the SEC. Additional information on RiverSource Life and on this offering is available in the registration statement. You can obtain copies of these materials at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. In addition to this prospectus, the SAI and information about the contract, information incorporated by reference is available on the EDGAR Database on the SEC’s Internet site at (http://www.sec.gov).

INDEMNIFICATION
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (Securities Act) may be permitted to directors and officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

 62  EVERGREEN NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS

Appendix A: Performance Credit Rider Adjusted Partial Withdrawal

STEP ONE:
For each withdrawal made within the current calculation period we calculate the remaining purchase payment amount (RPA):

RPA =	Total purchase payments and purchase payment credits made prior to the partial withdrawal in question minus the RPA adjusted partial withdrawals for all previous partial withdrawals.

NOTE:	In our calculations for the first partial withdrawal, the RPA will simply be the total purchase payments and purchase payment credits as there are no previous withdrawals to subtract.

RPA adjusted partial withdrawals	=	PW × RPA CV

PW = the	partial withdrawal including any applicable withdrawal charge or MVA.

CV =	the contract value on the date of (but prior to) the partial withdrawal.
RPA =	the remaining premium amount on the date of (but prior to) the partial withdrawal.

STEP TWO:
For each withdrawal made within the current calculation period we calculate the eligible purchase payment amount (EPA):

EPA =	Total purchase payments and purchase payment credits made prior to the partial withdrawal in question AND prior to the five year exclusion period minus EPA adjusted partial withdrawals for all previous partial withdrawals.

NOTE:	In our calculations for the first partial withdrawal, the EPA will simply be the total purchase payments and purchase payment credits made before the five year exclusion period as there are no previous withdrawals to subtract. Also note that EPA/RPA will always be less than or equal to one.

EPA adjusted partial withdrawals	=	PW × EPA CV	×	EPA RPA

PW =	the partial withdrawal including any applicable withdrawal charge or MVA.

CV =	the contract value on the date of (but prior to) the partial withdrawal.

EPA =	the eligible premium amount on the date of (but prior to) the partial withdrawal.

RPA =	the remaining premium amount on the date of (but prior to) the partial withdrawal.

STEP THREE:
The total PCRPW (Performance Credit Rider adjusted partial withdrawal) amount is the sum of each EPA adjusted partial withdrawal.

Example: Calculation at the end of the ten-year period assuming the contract is eligible for the PCR credit (i.e., your contract value is less than target value). This example does not include purchase payment credits.

•	You purchase the contract with a purchase payment of $100,000.

•	On the sixth contract anniversary you make an additional purchase payment in the amount of $100,000.

•	Contract values before any partial withdrawals are shown below.

•	On the third contract anniversary you make a partial withdrawal in the amount of $10,000.

•	On the eighth contract anniversary you make another partial withdrawal in the amount of $10,000.

NOTE: The shaded portion of the table indicates the five year exclusion period.

Contract
Duration
in Years	Total purchase payments	Contract value

At Issue	$100,000	$100,000
1	100,000	110,000
2	100,000	115,000
3	100,000	120,000
4	100,000	115,000
5	100,000	120,000
6	200,000	225,000
7	200,000	230,000
8	200,000	235,000
9	200,000	230,000
10	200,000	235,000

EVERGREEN NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS 63

Step one: For each withdrawal made within the current calculation period we calculate the RPA:

For the first partial withdrawal on the third contract anniversary:
RPA before the partial withdrawal = total purchase	RPA adjusted partial withdrawal =
payments made prior to the partial withdrawal minus the RPA adjusted partial withdrawals for all previous partial withdrawals = $100,000 – 0 = $100,000	$10,000 × $100,000 $120,000	=	$8,333

For the second partial withdrawal on the eighth contract anniversary:
RPA before the partial withdrawal = total purchase	RPA adjusted partial withdrawal =
payments made prior to the partial withdrawal minus the RPA adjusted partial withdrawals for all previous partial withdrawals = $200,000 – $8,333 = $191,667	$10,000 × $191,667 $235,000	=	$8,156

Step two: For each withdrawal made within the current calculation period, we calculate the EPA:

For the first partial withdrawal on the third contract anniversary:
EPA before the partial withdrawal = total purchase	EPA adjusted partial withdrawal =
payments made prior to the partial withdrawal AND the five-year exclusion period minus the EPA adjusted partial withdrawals for all previous partial withdrawals = $100,000 – 0 = $100,000	$10,000 × $100,000 $120,000	×	$100,000 $100,000	=	$8,333

For the second partial withdrawal on the eighth contract anniversary:
EPA before the partial withdrawal = total purchase	EPA adjusted partial withdrawal =
payments made prior to the partial withdrawal AND the five-year exclusion period minus the EPA adjusted partial withdrawals for all previous partial withdrawals = $100,000 – $8,333 = $91,667	$10,000 × $91,667 $235,000	×	$91,667 $191,667	=	$1,866

Step three: The total PCRPW amount is the sum of each EPA adjusted partial withdrawal.

PCRPW amount = $8,333 + $1,866 = $10,199

 64  EVERGREEN NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS

Appendix B: Condensed Financial Information (Unaudited)

The following tables give per-unit information about the financial history of the subaccounts representing the lowest and highest total annual variable account expense combinations. The date in which operations commenced in each subaccount is noted in parentheses. The SAI contains tables that give per-unit information about the financial history of each existing subaccount. We have not provided this information for subaccounts (if any) that were not available under your contract as of Dec. 31, 2012. You may obtain a copy of the SAI without charge by contacting us at the telephone number or address listed on the first page of the prospectus.

Variable account charges of 1.00% of the daily net assets of the variable account.
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

AllianceBernstein VPS Global Thematic Growth Portfolio (Class B) (05/30/2000)
Accumulation unit value at beginning of period	$0.40	$0.53	$0.45	$0.30	$0.57	$0.48	$0.45	$0.44	$0.42	$0.30
Accumulation unit value at end of period	$0.45	$0.40	$0.53	$0.45	$0.30	$0.57	$0.48	$0.45	$0.44	$0.42
Number of accumulation units outstanding at end of period (000 omitted)	64	89	80	126	156	276	482	552	588	655

AllianceBernstein VPS Growth and Income Portfolio (Class B) (05/30/2000)
Accumulation unit value at beginning of period	$1.09	$1.04	$0.93	$0.78	$1.33	$1.28	$1.11	$1.07	$0.97	$0.74
Accumulation unit value at end of period	$1.27	$1.09	$1.04	$0.93	$0.78	$1.33	$1.28	$1.11	$1.07	$0.97
Number of accumulation units outstanding at end of period (000 omitted)	253	295	416	688	1,006	1,348	1,482	1,471	1,573	1,510

AllianceBernstein VPS Large Cap Growth Portfolio (Class B) (05/30/2000)
Accumulation unit value at beginning of period	$0.62	$0.65	$0.60	$0.44	$0.74	$0.66	$0.67	$0.59	$0.55	$0.45
Accumulation unit value at end of period	$0.72	$0.62	$0.65	$0.60	$0.44	$0.74	$0.66	$0.67	$0.59	$0.55
Number of accumulation units outstanding at end of period (000 omitted)	121	128	210	363	517	863	934	882	881	893

Columbia Variable Portfolio – Cash Management Fund (Class 3) (05/30/2000)
Accumulation unit value at beginning of period	$1.13	$1.14	$1.15	$1.16	$1.15	$1.10	$1.07	$1.05	$1.05	$1.06
Accumulation unit value at end of period	$1.12	$1.13	$1.14	$1.15	$1.16	$1.15	$1.10	$1.07	$1.05	$1.05
Number of accumulation units outstanding at end of period (000 omitted)	269	341	576	492	720	1,135	646	695	691	813

Columbia Variable Portfolio – Diversified Bond Fund (Class 3) (05/21/2002)
Accumulation unit value at beginning of period	$1.44	$1.37	$1.27	$1.12	$1.21	$1.16	$1.13	$1.11	$1.08	$1.04
Accumulation unit value at end of period	$1.54	$1.44	$1.37	$1.27	$1.12	$1.21	$1.16	$1.13	$1.11	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	268	317	645	713	743	1,355	1,120	1,133	1,115	572

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3) (05/21/2002)
Accumulation unit value at beginning of period	$1.48	$1.57	$1.36	$1.08	$1.83	$1.71	$1.44	$1.28	$1.10	$0.78
Accumulation unit value at end of period	$1.67	$1.48	$1.57	$1.36	$1.08	$1.83	$1.71	$1.44	$1.28	$1.10
Number of accumulation units outstanding at end of period (000 omitted)	87	130	223	356	367	455	367	326	294	140

Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3) (03/17/2006)
Accumulation unit value at beginning of period	$0.94	$0.90	$0.78	$0.63	$1.10	$1.08	$1.00	—	—	—
Accumulation unit value at end of period	$1.06	$0.94	$0.90	$0.78	$0.63	$1.10	$1.08	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	116	126	203	307	325	354	377	—	—	—

Columbia Variable Portfolio – Mid Cap Growth Opportunity Fund (Class 3) (08/30/2002)
Accumulation unit value at beginning of period	$1.51	$1.79	$1.43	$0.89	$1.62	$1.44	$1.46	$1.33	$1.24	$1.02
Accumulation unit value at end of period	$1.66	$1.51	$1.79	$1.43	$0.89	$1.62	$1.44	$1.46	$1.33	$1.24
Number of accumulation units outstanding at end of period (000 omitted)	1	1	1	1	1	1	1	1	1	1

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 3) (05/30/2000)
Accumulation unit value at beginning of period	$1.30	$1.29	$1.27	$1.22	$1.26	$1.21	$1.18	$1.17	$1.17	$1.17
Accumulation unit value at end of period	$1.31	$1.30	$1.29	$1.27	$1.22	$1.26	$1.21	$1.18	$1.17	$1.17
Number of accumulation units outstanding at end of period (000 omitted)	132	158	313	373	561	759	861	873	916	849

Fidelity® VIP Contrafund® Portfolio Service Class 2 (05/21/2002)
Accumulation unit value at beginning of period	$1.57	$1.63	$1.41	$1.05	$1.85	$1.59	$1.44	$1.25	$1.10	$0.86
Accumulation unit value at end of period	$1.80	$1.57	$1.63	$1.41	$1.05	$1.85	$1.59	$1.44	$1.25	$1.10
Number of accumulation units outstanding at end of period (000 omitted)	363	447	873	1,505	1,719	1,897	2,032	2,013	1,844	1,212

Fidelity® VIP Growth Portfolio Service Class 2 (05/21/2002)
Accumulation unit value at beginning of period	$1.11	$1.12	$0.91	$0.72	$1.38	$1.10	$1.05	$1.00	$0.98	$0.75
Accumulation unit value at end of period	$1.26	$1.11	$1.12	$0.91	$0.72	$1.38	$1.10	$1.05	$1.00	$0.98
Number of accumulation units outstanding at end of period (000 omitted)	37	37	48	79	113	149	130	135	139	127

Fidelity® VIP Mid Cap Portfolio Service Class 2 (05/21/2002)
Accumulation unit value at beginning of period	$1.98	$2.24	$1.76	$1.27	$2.13	$1.86	$1.68	$1.43	$1.16	$0.85
Accumulation unit value at end of period	$2.24	$1.98	$2.24	$1.76	$1.27	$2.13	$1.86	$1.68	$1.43	$1.16
Number of accumulation units outstanding at end of period (000 omitted)	183	212	350	628	721	821	841	769	737	543

EVERGREEN NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS 65

Variable account charges of 1.00% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

FTVIPT Franklin Small Cap Value Securities Fund – Class 2 (05/21/2002)
Accumulation unit value at beginning of period	$1.58	$1.66	$1.31	$1.02	$1.54	$1.60	$1.38	$1.28	$1.05	$0.80
Accumulation unit value at end of period	$1.86	$1.58	$1.66	$1.31	$1.02	$1.54	$1.60	$1.38	$1.28	$1.05
Number of accumulation units outstanding at end of period (000 omitted)	74	88	114	219	285	324	313	315	231	169

FTVIPT Mutual Shares Securities Fund – Class 2 (05/30/2000)
Accumulation unit value at beginning of period	$1.54	$1.57	$1.43	$1.14	$1.84	$1.79	$1.53	$1.40	$1.25	$1.01
Accumulation unit value at end of period	$1.74	$1.54	$1.57	$1.43	$1.14	$1.84	$1.79	$1.53	$1.40	$1.25
Number of accumulation units outstanding at end of period (000 omitted)	606	716	1,184	1,983	2,405	3,218	3,435	3,555	3,640	2,566

FTVIPT Templeton Foreign Securities Fund – Class 2 (05/30/2000)
Accumulation unit value at beginning of period	$1.20	$1.35	$1.26	$0.93	$1.57	$1.38	$1.14	$1.05	$0.89	$0.68
Accumulation unit value at end of period	$1.40	$1.20	$1.35	$1.26	$0.93	$1.57	$1.38	$1.14	$1.05	$0.89
Number of accumulation units outstanding at end of period (000 omitted)	110	170	251	583	835	1,046	1,146	1,113	1,058	734

Invesco V.I. American Franchise Fund, Series II Shares (04/27/2012)
Accumulation unit value at beginning of period	$1.00	—	—	—	—	—	—	—	—	—
Accumulation unit value at end of period	$0.97	—	—	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	8	—	—	—	—	—	—	—	—	—

Invesco V.I. Comstock Fund, Series II Shares (08/30/2002)
Accumulation unit value at beginning of period	$1.52	$1.57	$1.37	$1.08	$1.69	$1.75	$1.52	$1.48	$1.27	$0.98
Accumulation unit value at end of period	$1.79	$1.52	$1.57	$1.37	$1.08	$1.69	$1.75	$1.52	$1.48	$1.27
Number of accumulation units outstanding at end of period (000 omitted)	27	29	77	120	113	111	125	144	139	57

Invesco V.I. Growth and Income Fund, Series II Shares (08/30/2002)
Accumulation unit value at beginning of period	$1.54	$1.59	$1.44	$1.17	$1.74	$1.72	$1.49	$1.38	$1.22	$0.96
Accumulation unit value at end of period	$1.75	$1.54	$1.59	$1.44	$1.17	$1.74	$1.72	$1.49	$1.38	$1.22
Number of accumulation units outstanding at end of period (000 omitted)	12	13	216	263	304	334	329	325	275	74

Invesco V.I. Mid Cap Growth Fund, Series II Shares (04/27/2012)
Accumulation unit value at beginning of period	$1.00	—	—	—	—	—	—	—	—	—
Accumulation unit value at end of period	$0.98	—	—	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	23	—	—	—	—	—	—	—	—	—

Invesco V.I. Value Opportunities Fund, Series II Shares (05/21/2002)
Accumulation unit value at beginning of period	$0.91	$0.95	$0.90	$0.61	$1.29	$1.28	$1.15	$1.10	$1.00	$0.76
Accumulation unit value at end of period	$1.06	$0.91	$0.95	$0.90	$0.61	$1.29	$1.28	$1.15	$1.10	$1.00
Number of accumulation units outstanding at end of period (000 omitted)	240	297	468	748	743	806	813	843	909	623

MFS® New Discovery Series – Service Class (05/30/2000)
Accumulation unit value at beginning of period	$1.20	$1.36	$1.01	$0.63	$1.05	$1.03	$0.92	$0.89	$0.84	$0.64
Accumulation unit value at end of period	$1.44	$1.20	$1.36	$1.01	$0.63	$1.05	$1.03	$0.92	$0.89	$0.84
Number of accumulation units outstanding at end of period (000 omitted)	35	54	137	197	204	314	454	474	495	388

MFS® Total Return Series – Service Class (05/30/2000)
Accumulation unit value at beginning of period	$1.48	$1.47	$1.35	$1.16	$1.51	$1.47	$1.33	$1.31	$1.19	$1.04
Accumulation unit value at end of period	$1.62	$1.48	$1.47	$1.35	$1.16	$1.51	$1.47	$1.33	$1.31	$1.19
Number of accumulation units outstanding at end of period (000 omitted)	584	662	1,080	1,849	2,581	3,209	3,243	3,188	2,934	2,457

MFS® Utilities Series – Service Class (05/21/2002)
Accumulation unit value at beginning of period	$2.74	$2.60	$2.31	$1.76	$2.85	$2.26	$1.74	$1.51	$1.17	$0.87
Accumulation unit value at end of period	$3.07	$2.74	$2.60	$2.31	$1.76	$2.85	$2.26	$1.74	$1.51	$1.17
Number of accumulation units outstanding at end of period (000 omitted)	17	18	23	33	60	136	124	98	53	40

Morgan Stanley UIF U.S. Real Estate Portfolio, Class I Shares (08/30/2002)
Accumulation unit value at beginning of period	$2.42	$2.31	$1.80	$1.41	$2.30	$2.80	$2.05	$1.77	$1.31	$0.96
Accumulation unit value at end of period	$2.78	$2.42	$2.31	$1.80	$1.41	$2.30	$2.80	$2.05	$1.77	$1.31
Number of accumulation units outstanding at end of period (000 omitted)	3	3	4	4	4	27	39	45	22	18

Oppenheimer Capital Appreciation Fund/VA, Service Shares (05/21/2002)
Accumulation unit value at beginning of period	$1.08	$1.11	$1.03	$0.72	$1.34	$1.19	$1.11	$1.07	$1.01	$0.78
Accumulation unit value at end of period	$1.22	$1.08	$1.11	$1.03	$0.72	$1.34	$1.19	$1.11	$1.07	$1.01
Number of accumulation units outstanding at end of period (000 omitted)	53	64	217	274	315	318	339	399	377	130

Oppenheimer Global Fund/VA, Service Shares (05/21/2002)
Accumulation unit value at beginning of period	$1.49	$1.64	$1.44	$1.04	$1.76	$1.68	$1.44	$1.28	$1.09	$0.77
Accumulation unit value at end of period	$1.78	$1.49	$1.64	$1.44	$1.04	$1.76	$1.68	$1.44	$1.28	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	44	57	110	210	287	384	376	391	303	154

Oppenheimer Global Strategic Income Fund/VA, Service Shares (05/21/2002)
Accumulation unit value at beginning of period	$1.69	$1.70	$1.50	$1.28	$1.51	$1.39	$1.31	$1.29	$1.20	$1.04
Accumulation unit value at end of period	$1.90	$1.69	$1.70	$1.50	$1.28	$1.51	$1.39	$1.31	$1.29	$1.20
Number of accumulation units outstanding at end of period (000 omitted)	334	365	704	1,221	1,572	1,717	1,600	1,586	1,442	995

 66  EVERGREEN NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS

Variable account charges of 1.00% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

Oppenheimer Main Street Small Cap Fund®/VA, Service Shares (05/21/2002)
Accumulation unit value at beginning of period	$1.58	$1.63	$1.34	$0.99	$1.61	$1.65	$1.45	$1.34	$1.13	$0.79
Accumulation unit value at end of period	$1.84	$1.58	$1.63	$1.34	$0.99	$1.61	$1.65	$1.45	$1.34	$1.13
Number of accumulation units outstanding at end of period (000 omitted)	68	76	117	205	221	249	248	220	170	121

Putnam VT Global Health Care Fund – Class IB Shares (08/30/2002)
Accumulation unit value at beginning of period	$1.38	$1.41	$1.39	$1.12	$1.36	$1.38	$1.36	$1.21	$1.14	$0.98
Accumulation unit value at end of period	$1.68	$1.38	$1.41	$1.39	$1.12	$1.36	$1.38	$1.36	$1.21	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	3	3	3	8	8	18	27	28	22	20

Putnam VT Growth and Income Fund – Class IB Shares (05/30/2000)
Accumulation unit value at beginning of period	$1.02	$1.08	$0.96	$0.74	$1.22	$1.32	$1.15	$1.10	$1.00	$0.79
Accumulation unit value at end of period	$1.20	$1.02	$1.08	$0.96	$0.74	$1.22	$1.32	$1.15	$1.10	$1.00
Number of accumulation units outstanding at end of period (000 omitted)	82	88	163	212	278	376	343	383	455	530

Putnam VT International Equity Fund – Class IB Shares (05/21/2002)
Accumulation unit value at beginning of period	$1.08	$1.31	$1.20	$0.97	$1.76	$1.64	$1.29	$1.17	$1.01	$0.80
Accumulation unit value at end of period	$1.30	$1.08	$1.31	$1.20	$0.97	$1.76	$1.64	$1.29	$1.17	$1.01
Number of accumulation units outstanding at end of period (000 omitted)	105	117	210	300	325	392	419	350	360	178

Variable Portfolio – Partners Small Cap Value Fund (Class 3) (05/21/2002)
Accumulation unit value at beginning of period	$1.60	$1.69	$1.38	$1.02	$1.50	$1.59	$1.34	$1.28	$1.08	$0.79
Accumulation unit value at end of period	$1.80	$1.60	$1.69	$1.38	$1.02	$1.50	$1.59	$1.34	$1.28	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	33	35	45	62	68	80	78	77	86	54

Wells Fargo Advantage VT International Equity Fund – Class 2 (07/31/2002)
Accumulation unit value at beginning of period	$1.48	$1.72	$1.49	$1.30	$2.25	$1.98	$1.63	$1.42	$1.21	$0.93
Accumulation unit value at end of period	$1.66	$1.48	$1.72	$1.49	$1.30	$2.25	$1.98	$1.63	$1.42	$1.21
Number of accumulation units outstanding at end of period (000 omitted)	122	140	192	237	227	294	327	333	336	225

Wells Fargo Advantage VT Omega Growth Fund – Class 2 (07/31/2002)
Accumulation unit value at beginning of period	$1.89	$2.03	$1.71	$1.20	$1.68	$1.52	$1.45	$1.41	$1.33	$0.96
Accumulation unit value at end of period	$2.26	$1.89	$2.03	$1.71	$1.20	$1.68	$1.52	$1.45	$1.41	$1.33
Number of accumulation units outstanding at end of period (000 omitted)	227	241	292	314	348	449	462	480	368	237

Wells Fargo Advantage VT Opportunity Fund – Class 2 (08/26/2011)
Accumulation unit value at beginning of period	$1.05	$1.00	—	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.20	$1.05	—	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	442	504	—	—	—	—	—	—	—	—

Wells Fargo Advantage VT Small Cap Growth Fund – Class 2 (07/16/2010)
Accumulation unit value at beginning of period	$1.21	$1.28	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.29	$1.21	$1.28	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	50	51	65	—	—	—	—	—	—	—

Wells Fargo Advantage VT Small Cap Value Fund – Class 2 (07/16/2010)
Accumulation unit value at beginning of period	$1.12	$1.22	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.27	$1.12	$1.22	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	184	214	350	—	—	—	—	—	—	—

Wells Fargo Advantage VT Total Return Bond Fund – Class 2 (07/16/2010)
Accumulation unit value at beginning of period	$1.08	$1.00	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.13	$1.08	$1.00	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	247	299	469	—	—	—	—	—	—	—

Variable account charges of 1.85% of the daily net assets of the variable account.
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

AllianceBernstein VPS Global Thematic Growth Portfolio (Class B) (01/29/2003)
Accumulation unit value at beginning of period	$1.25	$1.67	$1.43	$0.95	$1.85	$1.57	$1.47	$1.45	$1.40	$1.00
Accumulation unit value at end of period	$1.39	$1.25	$1.67	$1.43	$0.95	$1.85	$1.57	$1.47	$1.45	$1.40
Number of accumulation units outstanding at end of period (000 omitted)	—	3	12	12	37	64	80	86	87	9

AllianceBernstein VPS Growth and Income Portfolio (Class B) (01/29/2003)
Accumulation unit value at beginning of period	$1.39	$1.33	$1.20	$1.02	$1.75	$1.70	$1.48	$1.44	$1.32	$1.00
Accumulation unit value at end of period	$1.60	$1.39	$1.33	$1.20	$1.02	$1.75	$1.70	$1.48	$1.44	$1.32
Number of accumulation units outstanding at end of period (000 omitted)	14	18	24	33	28	31	31	31	30	47

AllianceBernstein VPS Large Cap Growth Portfolio (Class B) (01/29/2003)
Accumulation unit value at beginning of period	$1.32	$1.39	$1.29	$0.96	$1.62	$1.45	$1.49	$1.32	$1.24	$1.00
Accumulation unit value at end of period	$1.50	$1.32	$1.39	$1.29	$0.96	$1.62	$1.45	$1.49	$1.32	$1.24
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	12	12	41	19	19	20	3

EVERGREEN NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS 67

Variable account charges of 1.85% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

Columbia Variable Portfolio – Cash Management Fund (Class 3) (01/29/2003)
Accumulation unit value at beginning of period	$0.99	$1.01	$1.02	$1.04	$1.04	$1.01	$0.98	$0.98	$0.99	$1.00
Accumulation unit value at end of period	$0.97	$0.99	$1.01	$1.02	$1.04	$1.04	$1.01	$0.98	$0.98	$0.99
Number of accumulation units outstanding at end of period (000 omitted)	237	298	303	1,258	372	137	91	70	179	55

Columbia Variable Portfolio – Diversified Bond Fund (Class 3) (01/29/2003)
Accumulation unit value at beginning of period	$1.28	$1.22	$1.15	$1.02	$1.11	$1.07	$1.05	$1.05	$1.02	$1.00
Accumulation unit value at end of period	$1.35	$1.28	$1.22	$1.15	$1.02	$1.11	$1.07	$1.05	$1.05	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	149	167	264	3,966	3,519	3,241	547	165	169	63

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3) (01/29/2003)
Accumulation unit value at beginning of period	$1.81	$1.94	$1.69	$1.35	$2.32	$2.18	$1.86	$1.67	$1.44	$1.00
Accumulation unit value at end of period	$2.03	$1.81	$1.94	$1.69	$1.35	$2.32	$2.18	$1.86	$1.67	$1.44
Number of accumulation units outstanding at end of period (000 omitted)	367	465	559	2,165	1,880	1,267	1,033	512	31	9

Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.03	$1.00	$0.87	$0.71	$1.25	$1.24	$1.10	$1.05	$1.00	—
Accumulation unit value at end of period	$1.15	$1.03	$1.00	$0.87	$0.71	$1.25	$1.24	$1.10	$1.05	—
Number of accumulation units outstanding at end of period (000 omitted)	336	589	890	1,020	1,054	1,103	1,183	1,307	818	—

Columbia Variable Portfolio – Mid Cap Growth Opportunity Fund (Class 3) (01/29/2003)
Accumulation unit value at beginning of period	$1.43	$1.72	$1.38	$0.86	$1.59	$1.43	$1.45	$1.35	$1.26	$1.00
Accumulation unit value at end of period	$1.56	$1.43	$1.72	$1.38	$0.86	$1.59	$1.43	$1.45	$1.35	$1.26
Number of accumulation units outstanding at end of period (000 omitted)	33	66	82	98	139	136	158	161	118	—

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 3) (01/29/2003)
Accumulation unit value at beginning of period	$1.03	$1.04	$1.02	$0.99	$1.03	$1.00	$0.98	$0.98	$0.99	$1.00
Accumulation unit value at end of period	$1.03	$1.03	$1.04	$1.02	$0.99	$1.03	$1.00	$0.98	$0.98	$0.99
Number of accumulation units outstanding at end of period (000 omitted)	274	264	356	1,118	628	589	641	492	399	234

Fidelity® VIP Contrafund® Portfolio Service Class 2 (01/29/2003)
Accumulation unit value at beginning of period	$1.73	$1.82	$1.58	$1.19	$2.11	$1.84	$1.68	$1.47	$1.30	$1.00
Accumulation unit value at end of period	$1.97	$1.73	$1.82	$1.58	$1.19	$2.11	$1.84	$1.68	$1.47	$1.30
Number of accumulation units outstanding at end of period (000 omitted)	664	909	1,171	1,641	2,452	2,368	2,760	1,602	814	205

Fidelity® VIP Growth Portfolio Service Class 2 (01/29/2003)
Accumulation unit value at beginning of period	$1.41	$1.44	$1.18	$0.94	$1.82	$1.47	$1.40	$1.35	$1.34	$1.00
Accumulation unit value at end of period	$1.59	$1.41	$1.44	$1.18	$0.94	$1.82	$1.47	$1.40	$1.35	$1.34
Number of accumulation units outstanding at end of period (000 omitted)	14	16	18	26	27	27	13	21	7	5

Fidelity® VIP Mid Cap Portfolio Service Class 2 (01/29/2003)
Accumulation unit value at beginning of period	$2.20	$2.51	$1.99	$1.45	$2.45	$2.16	$1.96	$1.69	$1.38	$1.00
Accumulation unit value at end of period	$2.47	$2.20	$2.51	$1.99	$1.45	$2.45	$2.16	$1.96	$1.69	$1.38
Number of accumulation units outstanding at end of period (000 omitted)	145	170	239	607	861	608	488	330	213	143

FTVIPT Franklin Small Cap Value Securities Fund – Class 2 (01/29/2003)
Accumulation unit value at beginning of period	$1.93	$2.05	$1.63	$1.28	$1.95	$2.04	$1.77	$1.66	$1.37	$1.00
Accumulation unit value at end of period	$2.25	$1.93	$2.05	$1.63	$1.28	$1.95	$2.04	$1.77	$1.66	$1.37
Number of accumulation units outstanding at end of period (000 omitted)	26	31	64	75	87	91	94	88	85	50

FTVIPT Mutual Shares Securities Fund – Class 2 (01/29/2003)
Accumulation unit value at beginning of period	$1.44	$1.48	$1.36	$1.10	$1.77	$1.75	$1.50	$1.38	$1.25	$1.00
Accumulation unit value at end of period	$1.61	$1.44	$1.48	$1.36	$1.10	$1.77	$1.75	$1.50	$1.38	$1.25
Number of accumulation units outstanding at end of period (000 omitted)	90	131	188	279	398	502	611	526	516	349

FTVIPT Templeton Foreign Securities Fund – Class 2 (01/29/2003)
Accumulation unit value at beginning of period	$1.67	$1.90	$1.79	$1.33	$2.27	$2.00	$1.68	$1.55	$1.34	$1.00
Accumulation unit value at end of period	$1.94	$1.67	$1.90	$1.79	$1.33	$2.27	$2.00	$1.68	$1.55	$1.34
Number of accumulation units outstanding at end of period (000 omitted)	51	54	91	111	158	194	186	154	105	44

Invesco V.I. American Franchise Fund, Series II Shares (04/27/2012)
Accumulation unit value at beginning of period	$1.00	—	—	—	—	—	—	—	—	—
Accumulation unit value at end of period	$0.96	—	—	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	6	—	—	—	—	—	—	—	—	—

Invesco V.I. Comstock Fund, Series II Shares (01/29/2003)
Accumulation unit value at beginning of period	$1.45	$1.51	$1.33	$1.06	$1.68	$1.75	$1.53	$1.50	$1.30	$1.00
Accumulation unit value at end of period	$1.70	$1.45	$1.51	$1.33	$1.06	$1.68	$1.75	$1.53	$1.50	$1.30
Number of accumulation units outstanding at end of period (000 omitted)	639	916	1,142	1,790	2,105	1,977	1,995	1,445	538	25

Invesco V.I. Growth and Income Fund, Series II Shares (01/29/2003)
Accumulation unit value at beginning of period	$1.52	$1.59	$1.44	$1.18	$1.78	$1.77	$1.55	$1.44	$1.29	$1.00
Accumulation unit value at end of period	$1.71	$1.52	$1.59	$1.44	$1.18	$1.78	$1.77	$1.55	$1.44	$1.29
Number of accumulation units outstanding at end of period (000 omitted)	20	20	21	45	46	50	51	30	17	3

 68  EVERGREEN NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS

Variable account charges of 1.85% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

Invesco V.I. Mid Cap Growth Fund, Series II Shares (04/27/2012)
Accumulation unit value at beginning of period	$1.00	—	—	—	—	—	—	—	—	—
Accumulation unit value at end of period	$0.97	—	—	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	4	—	—	—	—	—	—	—	—	—

Invesco V.I. Value Opportunities Fund, Series II Shares (01/29/2003)
Accumulation unit value at beginning of period	$1.14	$1.20	$1.14	$0.79	$1.67	$1.68	$1.52	$1.46	$1.35	$1.00
Accumulation unit value at end of period	$1.32	$1.14	$1.20	$1.14	$0.79	$1.67	$1.68	$1.52	$1.46	$1.35
Number of accumulation units outstanding at end of period (000 omitted)	54	75	113	132	148	151	164	179	110	27

MFS® New Discovery Series – Service Class (01/29/2003)
Accumulation unit value at beginning of period	$1.78	$2.02	$1.51	$0.95	$1.60	$1.59	$1.43	$1.39	$1.33	$1.00
Accumulation unit value at end of period	$2.11	$1.78	$2.02	$1.51	$0.95	$1.60	$1.59	$1.43	$1.39	$1.33
Number of accumulation units outstanding at end of period (000 omitted)	2	2	3	18	22	24	24	22	21	—

MFS® Total Return Series – Service Class (01/29/2003)
Accumulation unit value at beginning of period	$1.35	$1.36	$1.26	$1.09	$1.43	$1.40	$1.28	$1.27	$1.17	$1.00
Accumulation unit value at end of period	$1.47	$1.35	$1.36	$1.26	$1.09	$1.43	$1.40	$1.28	$1.27	$1.17
Number of accumulation units outstanding at end of period (000 omitted)	203	192	316	370	439	545	531	435	401	240

MFS® Utilities Series – Service Class (01/29/2003)
Accumulation unit value at beginning of period	$2.83	$2.71	$2.43	$1.87	$3.06	$2.44	$1.90	$1.66	$1.30	$1.00
Accumulation unit value at end of period	$3.15	$2.83	$2.71	$2.43	$1.87	$3.06	$2.44	$1.90	$1.66	$1.30
Number of accumulation units outstanding at end of period (000 omitted)	7	7	13	13	30	73	89	94	97	12

Morgan Stanley UIF U.S. Real Estate Portfolio, Class I Shares (01/29/2003)
Accumulation unit value at beginning of period	$2.45	$2.36	$1.85	$1.47	$2.41	$2.96	$2.18	$1.90	$1.42	$1.00
Accumulation unit value at end of period	$2.79	$2.45	$2.36	$1.85	$1.47	$2.41	$2.96	$2.18	$1.90	$1.42
Number of accumulation units outstanding at end of period (000 omitted)	4	4	4	6	6	6	6	—	12	12

Oppenheimer Capital Appreciation Fund/VA, Service Shares (01/29/2003)
Accumulation unit value at beginning of period	$1.30	$1.34	$1.25	$0.89	$1.66	$1.49	$1.41	$1.37	$1.31	$1.00
Accumulation unit value at end of period	$1.45	$1.30	$1.34	$1.25	$0.89	$1.66	$1.49	$1.41	$1.37	$1.31
Number of accumulation units outstanding at end of period (000 omitted)	206	232	257	266	283	299	314	284	126	59

Oppenheimer Global Fund/VA, Service Shares (01/29/2003)
Accumulation unit value at beginning of period	$1.87	$2.08	$1.83	$1.34	$2.28	$2.19	$1.90	$1.70	$1.46	$1.00
Accumulation unit value at end of period	$2.22	$1.87	$2.08	$1.83	$1.34	$2.28	$2.19	$1.90	$1.70	$1.46
Number of accumulation units outstanding at end of period (000 omitted)	2	9	33	38	38	41	42	15	12	4

Oppenheimer Global Strategic Income Fund/VA, Service Shares (01/29/2003)
Accumulation unit value at beginning of period	$1.41	$1.42	$1.26	$1.09	$1.30	$1.20	$1.14	$1.14	$1.07	$1.00
Accumulation unit value at end of period	$1.56	$1.41	$1.42	$1.26	$1.09	$1.30	$1.20	$1.14	$1.14	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	487	681	912	3,444	3,043	3,205	2,256	1,716	851	141

Oppenheimer Main Street Small Cap Fund®/VA, Service Shares (01/29/2003)
Accumulation unit value at beginning of period	$1.87	$1.95	$1.61	$1.20	$1.97	$2.04	$1.81	$1.68	$1.44	$1.00
Accumulation unit value at end of period	$2.16	$1.87	$1.95	$1.61	$1.20	$1.97	$2.04	$1.81	$1.68	$1.44
Number of accumulation units outstanding at end of period (000 omitted)	26	21	22	32	35	40	30	40	33	29

Putnam VT Global Health Care Fund – Class IB Shares (01/29/2003)
Accumulation unit value at beginning of period	$1.34	$1.38	$1.37	$1.11	$1.36	$1.40	$1.38	$1.25	$1.19	$1.00
Accumulation unit value at end of period	$1.61	$1.34	$1.38	$1.37	$1.11	$1.36	$1.40	$1.38	$1.25	$1.19
Number of accumulation units outstanding at end of period (000 omitted)	15	24	55	78	100	157	167	158	148	10

Putnam VT Growth and Income Fund – Class IB Shares (01/29/2003)
Accumulation unit value at beginning of period	$1.23	$1.31	$1.17	$0.92	$1.52	$1.65	$1.45	$1.40	$1.29	$1.00
Accumulation unit value at end of period	$1.43	$1.23	$1.31	$1.17	$0.92	$1.52	$1.65	$1.45	$1.40	$1.29
Number of accumulation units outstanding at end of period (000 omitted)	1	2	2	2	2	7	7	2	2	—

Putnam VT International Equity Fund – Class IB Shares (01/29/2003)
Accumulation unit value at beginning of period	$1.33	$1.64	$1.52	$1.24	$2.25	$2.12	$1.69	$1.53	$1.34	$1.00
Accumulation unit value at end of period	$1.60	$1.33	$1.64	$1.52	$1.24	$2.25	$2.12	$1.69	$1.53	$1.34
Number of accumulation units outstanding at end of period (000 omitted)	18	20	29	33	44	47	53	51	54	41

Variable Portfolio – Partners Small Cap Value Fund (Class 3) (01/29/2003)
Accumulation unit value at beginning of period	$1.94	$2.07	$1.69	$1.26	$1.88	$2.02	$1.71	$1.64	$1.40	$1.00
Accumulation unit value at end of period	$2.16	$1.94	$2.07	$1.69	$1.26	$1.88	$2.02	$1.71	$1.64	$1.40
Number of accumulation units outstanding at end of period (000 omitted)	220	330	415	510	605	687	648	720	337	3

Wells Fargo Advantage VT International Equity Fund – Class 2 (01/29/2003)
Accumulation unit value at beginning of period	$1.53	$1.80	$1.57	$1.38	$2.42	$2.15	$1.78	$1.57	$1.34	$1.00
Accumulation unit value at end of period	$1.71	$1.53	$1.80	$1.57	$1.38	$2.42	$2.15	$1.78	$1.57	$1.34
Number of accumulation units outstanding at end of period (000 omitted)	49	52	61	64	67	87	78	64	45	28

EVERGREEN NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS 69

Variable account charges of 1.85% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

Wells Fargo Advantage VT Omega Growth Fund – Class 2 (01/29/2003)
Accumulation unit value at beginning of period	$1.86	$2.00	$1.71	$1.21	$1.70	$1.55	$1.49	$1.47	$1.40	$1.00
Accumulation unit value at end of period	$2.20	$1.86	$2.00	$1.71	$1.21	$1.70	$1.55	$1.49	$1.47	$1.40
Number of accumulation units outstanding at end of period (000 omitted)	256	388	514	77	95	133	142	154	113	29

Wells Fargo Advantage VT Opportunity Fund – Class 2 (08/26/2011)
Accumulation unit value at beginning of period	$1.05	$1.00	—	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.19	$1.05	—	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	56	69	—	—	—	—	—	—	—	—

Wells Fargo Advantage VT Small Cap Growth Fund – Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.49	$1.59	$1.28	$0.86	$1.49	$1.33	$1.10	$1.06	$1.00	—
Accumulation unit value at end of period	$1.58	$1.49	$1.59	$1.28	$0.86	$1.49	$1.33	$1.10	$1.06	—
Number of accumulation units outstanding at end of period (000 omitted)	25	31	35	—	—	—	—	—	—	—

Wells Fargo Advantage VT Small Cap Value Fund – Class 2 (07/16/2010)
Accumulation unit value at beginning of period	$1.11	$1.22	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.24	$1.11	$1.22	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	38	39	67	—	—	—	—	—	—	—

Wells Fargo Advantage VT Total Return Bond Fund – Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.35	$1.27	$1.21	$1.10	$1.10	$1.05	$1.03	$1.03	$1.00	—
Accumulation unit value at end of period	$1.41	$1.35	$1.27	$1.21	$1.10	$1.10	$1.05	$1.03	$1.03	—
Number of accumulation units outstanding at end of period (000 omitted)	501	658	917	1,060	1,033	1,552	3,395	1,455	623	—

 70  EVERGREEN NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS

Table of Contents of the Statement of Additional Information

Calculating Annuity Payouts	p. 3

Rating Agencies	p. 4

Revenues Received During Calendar Year 2012	p. 4

Principal Underwriter	p. 5

Independent Registered Public Accounting Firms	p. 5

Condensed Financial Information (Unaudited)	p. 6

Financial Statements

EVERGREEN NEW SOLUTIONS VARIABLE ANNUITY — PROSPECTUS 71

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RiverSource Life Insurance Company
829 Ameriprise Financial Center
Minneapolis, MN 55474
1-800-333-3437

RiverSource Distributors, Inc. (Distributor), Member FINRA.
Insurance and annuity products are issued by RiverSource Life Insurance Company.

©2008-2013 RiverSource Life Insurance Company. All rights reserved.
45272 V (4/13)

Prospectus

April 29, 2013

RiverSource®

Innovations Classic Variable Annuity

INDIVIDUAL FLEXIBLE PREMIUM DEFERRED COMBINATION FIXED/VARIABLE ANNUITY

Issued by:	RiverSource Life Insurance Company (RiverSource Life)

829 Ameriprise Financial Center
Minneapolis, MN 55474
Telephone: 1-800-333-3437
(Corporate Office)
RiverSource Variable Annuity Account/RiverSource MVA Account

New contracts are not currently being offered.

This prospectus contains information that you should know before investing. Prospectuses are also available for:

•	AllianceBernstein Variable Products Series Fund, Inc. (Class B)
•	Columbia Funds Variable Series Trust II
•	Fidelity® Variable Insurance Products Service Class 2
•	Franklin® Templeton® Variable Insurance Products Trust (FTVIPT) – Class 2
•	Invesco Variable Insurance Funds
•	MFS® Variable Insurance Trustsm – Service Class
•	Oppenheimer Variable Account Funds – Service Shares
•	Putnam Variable Trust – Class IB Shares

Please read the prospectuses carefully and keep them for future reference.

This contract provides for purchase payment credits to eligible contract owners, which we may reverse under certain circumstances. (See “Buying Your Contract — Purchase Payment Credits”). Expense charges for contracts with purchase payment credits may be higher than expenses for contracts without such credits. The amount of the credit may be more than offset by any additional fees and charges associated with the credit.

The Securities and Exchange Commission (SEC) has not approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

An investment in this contract is not a deposit of a bank or financial institution and is not insured or guaranteed by the Federal Deposit Insurance Corporation (FDIC) or any other government agency. An investment in this contract involves investment risk including the possible loss of principal.

A Statement of Additional Information (SAI), dated the same date as this prospectus, is incorporated by reference into this prospectus. It is filed with the SEC and is available without charge by contacting RiverSource Life at the telephone number and address listed above. The table of contents of the SAI is on the last page of this prospectus. The SEC maintains an Internet site. This prospectus, the SAI and other information about the product are available on the EDGAR Database on the SEC’s Internet site at (http://www.sec.gov).

Variable annuities are insurance products that are complex investment vehicles. Before you invest, be sure to ask your investment professional about the variable annuity’s features, benefits, risks and fees, and whether the variable annuity is appropriate for you, based upon your financial situation and objectives.

The contract and/or certain optional benefits described in this prospectus may not be available in all jurisdictions. This prospectus constitutes an offering or solicitation only in those jurisdictions where such offering or solicitation may lawfully be made. State variations are covered in a special contract form used in that state. This prospectus provides a general description of the contract. Your actual contract and any riders or endorsements are the controlling documents.

RiverSource Life has not authorized any person to give any information or to make any representations regarding the contract other than those contained in this prospectus or the fund prospectuses. Do not rely on any such information or representations.

RiverSource Life offers several different annuities which your investment professional may or may not be authorized to offer to you. Each annuity has different features and benefits that may be appropriate for you based on your financial situation and needs, your age and how you intend to use the annuity. The different features and benefits may include the investment and fund manager options, variations in interest rate amount and guarantees, credits, withdrawal charge schedules and access to annuity account values. The fees and charges may also be different between each annuity.

RIVERSOURCE INNOVATIONS CLASSIC VARIABLE ANNUITY — PROSPECTUS 1

 2  RIVERSOURCE INNOVATIONS CLASSIC VARIABLE ANNUITY — PROSPECTUS

Key Terms

These terms can help you understand details about your contract.

Accumulation unit: A measure of the value of each subaccount before annuity payouts begin.

Annuitant: The person or persons on whose life or life expectancy the annuity payouts are based.

Annuity payouts: An amount paid at regular intervals under one of several plans.

Assumed investment rate: The rate of return we assume your investments will earn when we calculate your initial annuity payout amount using the annuity table in your contract. The standard assumed investment rate we use is 5% but you may request we substitute an assumed investment rate of 3.5%.

Beneficiary: The person you designate to receive benefits in case of the owner’s or annuitant’s death while the contract is in force.

Close of business: The time the New York Stock Exchange (NYSE) closes (4 p.m. Eastern time unless the NYSE closes earlier).

Code: The Internal Revenue Code of 1986, as amended.

Contract: A deferred annuity contract that permits you to accumulate money for retirement by making one or more purchase payments. It provides for lifetime or other forms of payouts beginning at a specified time in the future.

Contract value: The total value of your contract before we deduct any applicable charges.

Contract year: A period of 12 months, starting on the effective date of your contract and on each anniversary of the effective date.

Funds: Investment options under your contract. You may allocate your purchase payments into subaccounts investing in shares of the funds.

Good order: We cannot process your transaction request relating to the contract until we have received the request in good order at our corporate office. “Good order” means the actual receipt of the requested transaction in writing, along with all information, forms and supporting legal documentation necessary to effect the transaction. To be in “good order,” your instructions must be sufficiently clear so that we do not need to exercise any discretion to follow such instructions. This information and documentation generally includes your completed request; the contract number; the transaction amount (in dollars); the names of and allocations to and/or from the subaccounts and the fixed account affected by the requested transaction; the signatures of all contract owners, exactly as registered on the contract, if necessary; Social Security Number or Taxpayer Identification Number; and any other information, forms or supporting documentation that we may require. With respect to purchase requests, “good order” also generally includes receipt of sufficient payment by us to effect the purchase. We may, in our sole discretion, determine whether any particular transaction request is in good order, and we reserve the right to change or waive any good order requirements at any time.

Guarantee Period: The number of successive 12-month periods that a guaranteed interest rate is credited.

Guarantee Period Accounts (GPAs): A nonunitized separate account to which you may allocate purchase payments and purchase payment credits or transfer contract value of at least $1,000. These accounts have guaranteed interest rates for guarantee periods we declare when you allocate purchase payments and purchase payment credits or transfer contract value to a GPA. These guaranteed rates and periods of time may vary by state. Unless an exception applies, transfers or withdrawals from a GPA done more than 30 days before the end of the guarantee period will receive a market value adjustment, which may result in a gain or loss of principal.

Market Value Adjustment (MVA): A positive or negative adjustment assessed if any portion of a Guarantee Period Account is withdrawn or transferred more than 30 days before the end of its guarantee period.

One-year fixed account: An account to which you may make allocations. Amounts you allocate to this account earn interest at rates that we declare periodically.

Owner (you, your): The person or persons identified in the contract as owner(s) of the contract, who has or have the right to control the contract (to decide on investment allocations, transfers, payout options, etc.). Usually, but not always, the owner is also the annuitant. During the owner’s life, the owner is responsible for taxes, regardless of whether he or she receives the contract’s benefits. When the contract is owned by a revocable trust, the annuitant selected should be the grantor of the trust to assure compliance with Section 72(s) of the Code.

Purchase payment credits: An addition we make to your contract value. We base the amount of the credit on net payments (total payments less total withdrawals). We apply the credit to your contract based on your current payment.

RIVERSOURCE INNOVATIONS CLASSIC VARIABLE ANNUITY — PROSPECTUS 3

Qualified annuity: A contract that you purchase to fund one of the following tax-deferred retirement plans that is subject to applicable federal law and any rules of the plan itself:

•	Individual Retirement Annuities (IRAs) including inherited IRAs under Section 408(b) of the Code

•	Roth IRAs including inherited Roth IRAs under Section 408A of the Code

•	SIMPLE IRAs under Section 408(p) of the Code

•	Simplified Employee Pension (SEP) plans under Section 408(k) of the Code

•	Tax-Sheltered Annuity (TSA) rollovers under Section 403(b) of the Code

A qualified annuity will not provide any necessary or additional tax deferral if it is used to fund a retirement plan that is already tax-deferred.

All other contracts are considered nonqualified annuities.

Retirement date: The date when annuity payouts are scheduled to begin.

Rider effective date: The date a rider becomes effective as stated in the rider.

RiverSource Life: In this prospectus, “we,” “us,” “our” and “RiverSource Life” refer to RiverSource Life Insurance Company.

Valuation date: Any normal business day, Monday through Friday, on which the NYSE is open, up to the close of business. At the close of business, the next valuation date begins. We calculate the accumulation unit value of each subaccount on each valuation date. If we receive your purchase payment or any transaction request (such as a transfer or withdrawal request) in good order at our corporate office before the close of business, we will process your payment or transaction using the accumulation unit value we calculate on the valuation date we received your payment or transaction request. On the other hand, if we receive your purchase payment or transaction request in good order at our corporate office at or after the close of business, we will process your payment or transaction using the accumulation unit value we calculate on the next valuation date. If you make a transaction request by telephone (including by fax), you must have completed your transaction by the close of business in order for us to process it using the accumulation unit value we calculate on that valuation date. If you were not able to complete your transaction before the close of business for any reason, including telephone service interruptions or delays due to high call volume, we will process your transaction using the accumulation unit value we calculate on the next valuation date.

Variable account: Consists of separate subaccounts to which you may allocate purchase payments; each invests in shares of one fund. The value of your investment in each subaccount changes with the performance of the particular fund.

Withdrawal value: The amount you are entitled to receive if you make a full withdrawal from your contract. It is the contract value minus any applicable charges.

 4  RIVERSOURCE INNOVATIONS CLASSIC VARIABLE ANNUITY — PROSPECTUS

The Contract in Brief

Purpose: The purpose of the contract is to allow you to accumulate money for retirement. You do this by making one or more purchase payments. You may allocate your purchase payments to the GPAs, one-year fixed account and/or subaccounts under the contract. These accounts, in turn, may earn returns that increase the value of the contract. If the contract value goes to zero due to underlying fund’s performance or deduction of fees, the contract will no longer be in force and the contract (including any death benefit riders) will terminate. Beginning at a specified time in the future called the retirement date, the contract provides lifetime or other forms of payout of your contract value (less any applicable premium tax).

It may have not been advantageous for you to purchase this contract in exchange for, or in addition to, an existing annuity or life insurance policy. Generally, you can exchange one annuity for another or for a long-term care policy in a “tax-free” exchange under Section 1035 of the Code. You can also do a partial exchange from one annuity contract to another annuity contract, subject to Internal Revenue Service (“IRS”) rules. You also generally can exchange a life insurance policy for an annuity. However, before making an exchange, you should compare both contracts carefully because the features and benefits may be different. Fees and charges may be higher or lower on your old contract than on this contract. You may have to pay a withdrawal charge when you exchange out of your old contract and a new withdrawal charge period will begin when you exchange into this contract. If the exchange does not qualify for Section 1035 treatment, you also may have to pay federal income tax on the distribution. State income taxes may also apply. You should not exchange your old contract for this contract, or buy this contract in addition to your old contract, unless you determine it is in your best interest. (See “Taxes-1035 Exchanges”.)

Tax-deferred retirement plans: Most annuities have a tax-deferred feature. So do many retirement plans under the Code. As a result, when you use a qualified annuity to fund a retirement plan that is tax-deferred, your contract will not provide any necessary or additional tax deferral for that retirement plan. A qualified annuity has features other than tax deferral that may help you reach your retirement goals. In addition, the Code subjects retirement plans to required withdrawals triggered at a certain age. These mandatory withdrawals are called required minimum distributions (“RMDs”). RMDs may reduce the value of certain death benefits and optional riders (see “Taxes — Qualified Annuities — Required Minimum Distributions”). You should consult your tax advisor before you purchase the contract as a qualified annuity for an explanation of the tax implications to you.

Accounts: Generally, you may allocate your purchase payments among the:

•	subaccounts, each of which invests in a fund with a particular investment objective. The value of each subaccount varies with the performance of the particular fund in which it invests. We cannot guarantee that the value at the retirement date will equal or exceed the total purchase payments you allocate to the subaccounts. (See “The Variable Account and the Funds”).

•	GPAs which earn interest at rates declared when you make an allocation to that account. The required minimum investment in each GPA is $1,000. These accounts may not be available in all states. (See “The Guarantee Period Accounts (GPAs)”)

•	one-year fixed account, which earns interest at rates that we adjust periodically. There are restrictions on the amount you can allocate to this account as well as on transfers from this account. (See “The One-Year Fixed Account”)

Buying your contract: We no longer offer new contracts. However, you have the option of making additional purchase payments in the future, subject to certain limitations. Some states may also have time limitations for making additional payments. (See “Buying Your Contract”)

Purchase payment amounts and purchase payment timing may vary by state and be limited under the terms of your contract. See your contract and/or ask your investment professional for the actual terms of the contract you purchased.

Transfers: Subject to certain restrictions, you currently may redistribute your contract value among the accounts without charge at any time until annuity payouts begin, and once per contract year among the subaccounts after annuity payouts begin. Transfers out of the GPAs done more than 30 days before the end of the guarantee period will be subject to a MVA, unless an exception applies. You may establish automated transfers among the accounts. We reserve the right to further limit transfers to the GPAs and the one-year fixed account if the interest rate we are then crediting to the GPAs or one-year fixed account is equal to the minimum interest rate stated in the contract. (See “Making the Most of Your Contract — Transferring Among Accounts”)

Withdrawals: You may withdraw all or part of your contract value at any time before the retirement date. You also may establish automated partial withdrawals. Withdrawals may be subject to charges and tax penalties (including a 10% IRS penalty that may apply if you make withdrawals prior to your reaching age 59 1/2) and may have other tax consequences. Certain other restrictions may apply. (See “Withdrawals”)

RIVERSOURCE INNOVATIONS CLASSIC VARIABLE ANNUITY — PROSPECTUS 5

Optional benefits: These contracts offer optional features that are available for additional charges if you meet certain criteria. (see “Optional Benefits”)

Benefits in case of death: If you or the annuitant die before annuity payouts begin, we will pay the beneficiary an amount at least equal to the contract value. (see “Benefits in Case of Death”)

Annuity payouts: You can apply your contract value, after reflecting any adjustments, to an annuity payout plan that begins on the retirement date. You may choose from a variety of plans to make sure that payouts continue as long as you like. The payout schedule must meet IRS requirements. We can make payouts on a fixed or variable basis, or both. During the annuity payout period, your choices for subaccounts may be limited. The GPAs are not available during the payout period. (See “The Annuity Payout Period”).

Taxes: Generally, income earned on your contract value grows tax-deferred until you make withdrawals or begin to receive payouts. (Under certain circumstances, IRS penalty taxes may apply.) The tax treatment of qualified and non-qualified annuities differs. Even if you direct payouts to someone else, you will be taxed on the income if you are the owner. (See “Taxes”).

 6  RIVERSOURCE INNOVATIONS CLASSIC VARIABLE ANNUITY — PROSPECTUS

Expense Summary

The following tables describe the fees and expenses that you will pay when buying, owning and making a withdrawal from the contract. The first table describes the fees and expenses that you paid at the time that you bought the contract and will pay when you make a withdrawal from the contract. State premium taxes also may be deducted.

CONTRACT OWNER TRANSACTION EXPENSES

Withdrawal charge

(Contingent deferred sales charge as a percentage of purchase payments withdrawn)

You select either a seven-year or five-year withdrawal charge schedule at the time of application.

Seven-year schedule		Five-year schedule
Years from purchase	Withdrawal charge	Years from purchase	Withdrawal charge
payment receipt	percentage	payment receipt	percentage

1	8%	1	8%

2	8	2	7

3	7	3	6

4	7	4	4

5	6	5	2

6	5	Thereafter	0

7	3

Thereafter	0

Withdrawal charge under Annuity Payout Plan E — Payouts for a specified period: If you are receiving variable annuity payments under this annuity payout plan, you can choose to take a withdrawal. The amount that you can withdraw is the present value of any remaining variable payouts. The discount rate we use in the calculation will be 5.17% for the assumed investment return of 3.5% and 6.67% for the assumed investment return of 5.0%. The withdrawal charge equals the present value of the remaining payouts using the assumed investment return minus the present value of the remaining payouts using the discount rate. (See “Charges — Withdrawal Charge” and “The Annuity Payout Period — Annuity Payout Plans.”)

RIVERSOURCE INNOVATIONS CLASSIC VARIABLE ANNUITY — PROSPECTUS 7

The next two tables describe the fees and expenses that you will pay periodically during the time that you own the contract, not including fund fees and expenses.

ANNUAL VARIABLE ACCOUNT EXPENSES
(As a percentage of average daily subaccount value.)

You can choose a death benefit guarantee, a qualified or nonqualified contract and the length of your contract’s withdrawal charge schedule. The combination you choose determines the fees you pay. The table below shows the combinations available to you and their cost.

	Mortality and	Variable account	Total variable
Seven-year withdrawal charge schedule	expense risk fee	administrative charge	account expense

Qualified annuities

ROP death benefit	0.85%	0.15%	1.00%

MAV death benefit(1),(2)	1.05	0.15	1.20

EDB(1)	1.15	0.15	1.30

Nonqualified annuities

ROP death benefit	1.10	0.15	1.25

MAV death benefit(1),(2)	1.30	0.15	1.45

EDB(1)	1.40	0.15	1.55

Five-year withdrawal charge schedule
Qualified annuities

ROP death benefit	1.15	0.15	1.30

MAV death benefit(1),(2)	1.35	0.15	1.50

EDB(1)	1.45	0.15	1.60

Nonqualified annuities

ROP Payment death benefit	1.40	0.15	1.55

MAV death benefit(1),(2)	1.60	0.15	1.75

EDB(1)	1.70	0.15	1.85

(1)	Available if both you and the annuitant are 79 or younger at contract issue. If you select a GMIB rider, you must elect either the MAV death benefit or the EDB. EDB is not available with Benefit Protector or Benefit Protector Plus. May not be available in all states.
(2)	For contracts with applications signed before Nov. 6, 2003, or if your state has not approved this fee, the MAV death benefit fee is .10% less.

OTHER ANNUAL EXPENSES

Annual contract administrative charge	$40

(We will waive this charge when your contract value is $50,000 or more on the current contract anniversary.)

GMIB – MAV	0.55%(1),(2)

GMIB – 6% Rising Floor	0.75%(1),(2)

(As a percentage of the adjusted contract value charged annually on the contract anniversary.)

PCR fee	0.15%	(1)

(As a percentage of the contract value charged annually on the contract anniversary.)

Benefit Protector fee	0.25%	(1)

(As a percentage of the contract value charged annually on the contract anniversary.)

Benefit Protector Plus fee	0.40%	(1)

(As a percentage of the contract value charged annually on the contract anniversary.)

(1)	This fee applies only if you elect this optional feature.
(2)	For applications signed prior to May 1, 2003, the following current annual rider changes apply: GMIB – MAV — 0.30% and GMIB — 6% Rising Floor — 0.45%.

 8  RIVERSOURCE INNOVATIONS CLASSIC VARIABLE ANNUITY — PROSPECTUS

ANNUAL OPERATING EXPENSES OF THE FUNDS
The next two tables describe the operating expenses of the funds that you may pay periodically during the time that you own the contract. These operating expenses are for the fiscal year ended Dec. 31, 2012, unless otherwise noted. The first table shows the minimum and maximum total operating expenses charged by the funds. The second table shows the total operating expenses charged by each fund. More detail concerning each fund’s fees and expenses is contained in the prospectus for each fund.

Minimum and maximum annual operating expenses for the funds

(Including management fee, distribution and/or service (12b-1) fees and other expenses)(1)

	Minimum	Maximum

Total expenses before fee waivers and/or expense reimbursements	0.45%	1.37%

(1)	Each fund deducts management fees and other expenses from fund assets. Fund assets include amounts you allocate to a particular fund. Funds may also charge 12b-1 fees that are used to finance any activity that is primarily intended to result in the sale of fund shares. Because 12b-1 fees are paid out of fund assets on an ongoing basis, you may pay more if you select subaccounts investing in funds that have adopted 12b-1 plans than if you select subaccounts investing in funds that have not adopted 12b-1 plans. The fund or the fund’s affiliates may pay us or our affiliates for promoting and supporting the offer, sale and servicing of fund shares. In addition, the fund’s distributor and/or investment adviser, transfer agent or their affiliates may pay us or our affiliates for various services we or our affiliates provide. The amount of these payments will vary by fund and may be significant. See “The Variable Account and the Funds” for additional information, including potential conflicts of interest these payments may create. For a more complete description of each fund’s fees and expenses and important disclosure regarding payments the fund and/or its affiliates make, please review the fund’s prospectus and SAI.

Total annual operating expenses for each fund*

(Before fee waivers and/or expense reimbursements, if applicable, as a percentage of average daily net assets)

				Acquired fund	Gross total
	Management	12b-1	Other	fees and	annual
Fund name**	fees	fees	expenses	expenses***	expenses

AllianceBernstein VPS Balanced Wealth Strategy Portfolio (Class B)	0.55%	0.25%	0.10%	—%	0.90%

AllianceBernstein VPS Global Thematic Growth Portfolio (Class B)	0.75	0.25	0.24	—	1.24

AllianceBernstein VPS Growth and Income Portfolio (Class B)	0.55	0.25	0.05	—	0.85

AllianceBernstein VPS Large Cap Growth Portfolio (Class B)	0.75	0.25	0.11	—	1.11

Columbia Variable Portfolio – Cash Management Fund (Class 3)	0.33	0.13	0.14	—	0.60	(1)

Columbia Variable Portfolio – Diversified Bond Fund (Class 3)	0.41	0.13	0.13	—	0.67

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3)**	0.57	0.13	0.12	—	0.82

Columbia Variable Portfolio – Large Cap Growth Fund (Class 3)	0.71	0.13	0.17	—	1.01	(1)

Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3)**	0.66	0.13	0.14	0.01	0.94

Columbia Variable Portfolio – S&P 500 Index Fund (Class 3)	0.10	0.13	0.22	—	0.45

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 3)**	0.36	0.13	0.14	—	0.63

Fidelity® VIP Contrafund® Portfolio Service Class 2	0.56	0.25	0.08	—	0.89

Fidelity® VIP Growth Portfolio Service Class 2	0.56	0.25	0.10	—	0.91

Fidelity® VIP Mid Cap Portfolio Service Class 2	0.56	0.25	0.09	—	0.90

Fidelity® VIP Overseas Portfolio Service Class 2	0.71	0.25	0.14	—	1.10

FTVIPT Franklin Global Real Estate Securities Fund – Class 2	0.80	0.25	0.31	—	1.36

FTVIPT Franklin Small Cap Value Securities Fund – Class 2	0.51	0.25	0.16	—	0.92

FTVIPT Franklin Small-Mid Cap Growth Securities Fund – Class 2	0.51	0.25	0.29	—	1.05

FTVIPT Mutual Shares Securities Fund – Class 2	0.60	0.25	0.11	—	0.96

FTVIPT Templeton Foreign Securities Fund – Class 2	0.64	0.25	0.15	—	1.04

Invesco V.I. Core Equity Fund, Series II Shares	0.61	0.25	0.29	—	1.15

Invesco V.I. Mid Cap Growth Fund, Series II Shares**	0.75	0.25	0.37	—	1.37	(2)

Invesco V.I. Value Opportunities Fund, Series II Shares**	0.70	0.25	0.32	—	1.27

MFS® Investors Growth Stock Series – Service Class	0.75	0.25	0.08	—	1.08

MFS® New Discovery Series – Service Class	0.90	0.25	0.07	—	1.22

MFS® Total Return Series – Service Class	0.75	0.25	0.05	—	1.05	(3)

MFS® Utilities Series – Service Class	0.74	0.25	0.08	—	1.07

Oppenheimer Capital Appreciation Fund/VA, Service Shares	0.69	0.25	0.12	—	1.06	(4)

RIVERSOURCE INNOVATIONS CLASSIC VARIABLE ANNUITY — PROSPECTUS 9

Total annual operating expenses for each fund* (continued)

(Before fee waivers and/or expense reimbursements, if applicable, as a percentage of average daily net assets)

				Acquired fund	Gross total
	Management	12b-1	Other	fees and	annual
Fund name**	fees	fees	expenses	expenses***	expenses

Oppenheimer Global Fund/VA, Service Shares**	0.63%	0.25%	0.13%	—%	1.01%

Oppenheimer Global Strategic Income Fund/VA, Service Shares	0.58	0.25	0.14	0.06	1.03	(5)

Oppenheimer Main Street Small Cap Fund®/VA, Service Shares**	0.69	0.25	0.14	—	1.08	(4)

Putnam VT Growth and Income Fund – Class IB Shares	0.49	0.25	0.14	—	0.88

Putnam VT International Equity Fund – Class IB Shares	0.71	0.25	0.18	—	1.14

Putnam VT Multi-Cap Growth Fund – Class IB Shares	0.57	0.25	0.15	—	0.97

Putnam VT Research Fund – Class IB Shares	0.57	0.25	0.28	—	1.10

Variable Portfolio – Partners Small Cap Value Fund (Class 3)	0.91	0.13	0.15	0.01	1.20	(1)

*	The Funds provided the information on their expenses and we have not independently verified the information.

**	The previous fund names can be found in “The Variable Account and the Funds” section of the prospectus.

***	Includes fees and expenses incurred indirectly by the Fund as a result of its investment in other investment companies (also referred to as acquired funds).

(1)	Columbia Management Investment Advisers, LLC and certain of its affiliates have contractually agreed to waive and/or to reimburse expenses (excluding certain fees and expenses, such as transaction costs and certain other investment related expenses, interest, taxes, acquired fund fees and expenses, and extraordinary expenses) until April 30, 2014, unless sooner terminated at the sole discretion of the Fund’s Board of Trustees. Under this agreement, the Fund’s net operating expenses, subject to applicable exclusions, will not exceed the annual rate of 0.575% for Columbia Variable Portfolio – Cash Management Fund (Class 3), 0.915% for Columbia Variable Portfolio – Large Cap Growth Fund (Class 3) and 1.005% for Variable Portfolio – Partners Small Cap Value Fund (Class 3).

(2)	The Adviser has contractually agreed, through at least June 30, 2014, to waive advisory fees and/or reimburse expenses of Series II shares to the extent necessary to limit total annual fund operating expenses after fee waivers and/or expense reimbursements (excluding interest, taxes, dividend expense on short sales, extraordinary or non-routine items, including litigation expenses and expenses that the Fund has incurred but did not actually pay because of an expense offset arrangement) of Series II shares to 1.34% of average daily net assets. Unless the Board of Trustees and Invesco Advisers, Inc. mutually agree to amend or continue the fee waiver agreement, it will terminate on June 30, 2014.

(3)	Massachusetts Financial Services Company has agreed in writing to reduce its management fee to 0.70% of the fund’s average daily net assets annually in excess of $1 billion and 0.65% of the fund’s average daily net assets annually in excess of $2.5 billion to $3 billion. This written agreement will remain in effect until modified by the fund’s Board of Trustees, but such agreement will continue until at least April 30, 2014. After fee waivers, net expenses would be 1.02%.

(4)	The Manager has voluntarily agreed to limit the Fund’s expenses after payments, waivers and/or reimbursements and reduction to custodian expenses, excluding expenses incurred directly or indirectly by the Fund as a result of investments in other investment companies, wholly-owned subsidiaries and pooled investment vehicles; so that those expenses, as percentages of daily net assets, will not exceed the annual rate of 1.05% for Oppenheimer Capital Appreciation Fund/VA, Service Shares and 1.05% for Oppenheimer Main Street Small Cap Fund®/VA, Service Shares.

(5)	The Manager has contractually agreed to waive fees and/or reimburse Fund expenses in an amount equal to the indirect management fees incurred through the Fund’s investments in Oppenheimer Institutional Money Market Fund, Oppenheimer Short Duration Fund and the Master Funds. This fee waiver and/or expenses reimbursement may not be amended or withdrawn for one year from the date of the Fund’s prospectus, unless approved by the board. After fee waivers, net expenses would be 0.97%.

 10  RIVERSOURCE INNOVATIONS CLASSIC VARIABLE ANNUITY — PROSPECTUS

Examples
These examples are intended to help you compare the cost of investing in these contracts with the cost of investing in other variable annuity contracts. These costs include your transaction expenses, contract administrative charges(1), variable account annual expenses and fund fees and expenses.

These examples assume that you invest $10,000 in the contract for the time periods indicated. These examples also assume that your investment has a 5% return each year.

Maximum Expenses. These examples assume the most expensive combination of contract features and benefits and the maximum fees and expenses of any of the funds before fee waivers and/or expense reimbursements. They assume that you select the MAV death benefit, GMIB – 6% Rising Floor and Benefit Protector Plus. Although your actual costs may be lower, based on these assumptions your costs would be:

					If you do not withdraw your contract
	If you withdraw your contract				or if you select an annuity payout plan
	at the end of the applicable time period:				at the end of the applicable time period:
Nonqualified Annuity	1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years

Seven-year withdrawal charge schedule	$1,246	$2,046	$2,854	$4,565	$446	$1,346	$2,254	$4,565

Five-year withdrawal charge schedule	1,277	2,034	2,595	4,815	477	1,434	2,395	4,815

Qualified Annuity	1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years

Seven-year withdrawal charge schedule	$1,221	$1,972	$2,736	$4,351	$421	$1,272	$2,136	$4,351

Five-year withdrawal charge schedule	1,252	1,961	2,478	4,607	452	1,361	2,278	4,607

Minimum Expenses. These examples assume the least expensive combination of contract features and benefits and the minimum fees and expenses of any of the funds before fee waivers and/or expense reimbursements. They assume that you select the ROP Death Benefit and do not select any optional benefits. Although your actual costs may be higher, based on these assumptions your costs would be:

					If you do not withdraw your contract
	If you withdraw your contract				or if you select an annuity payout plan
	at the end of the applicable time period:				at the end of the applicable time period:
Nonqualified Annuity	1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years

Seven-year withdrawal charge schedule	$1,014	$1,358	$1,723	$2,387	$214	$658	$1,123	$2,387

Five-year withdrawal charge schedule	1,045	1,351	1,479	2,705	245	751	1,279	2,705

Qualified Annuity	1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years

Seven-year withdrawal charge schedule	$989	$1,280	$1,591	$2,115	$189	$580	$991	$2,115

Five-year withdrawal charge schedule	1,019	1,273	1,349	2,441	219	673	1,149	2,441

(1)	In these examples, the contract administrative charge is $40.

THE EXAMPLES ARE ILLUSTRATIVE ONLY. YOU SHOULD NOT CONSIDER THESE EXAMPLES AS A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES WILL BE HIGHER OR LOWER THAN THOSE SHOWN DEPENDING UPON WHICH OPTIONAL BENEFIT YOU ELECT OTHER THAN INDICATED IN THE EXAMPLES OR IF YOU ALLOCATE CONTRACT VALUE TO ANY OTHER AVAILABLE SUBACCOUNTS.

RIVERSOURCE INNOVATIONS CLASSIC VARIABLE ANNUITY — PROSPECTUS 11

Condensed Financial Information

You can find unaudited condensed financial information for the subaccounts representing the lowest and highest total annual variable account expense combinations in Appendix B.

Financial Statements

You can find our audited financial statements and the audited financial statements of the divisions, which are comprised of subaccounts, in the SAI. The SAI does not include audited financial statements for divisions that are new (if any) and have no activity as of the financial statements date.

The Variable Account and the Funds

Variable Account. The variable account was established under Indiana law on July 15, 1987, and the subaccounts are registered together as a single unit investment trust under the Investment Company Act of 1940 (the 1940 Act). This registration does not involve any supervision of our management or investment practices and policies by the SEC. All obligations arising under the contracts are general obligations of RiverSource Life.

The variable account meets the definition of a separate account under federal securities laws. We credit or charge income, capital gains and capital losses of each subaccount only to that subaccount. State insurance law prohibits us from charging a subaccount with liabilities of any other subaccount or of our general business. The variable account includes other subaccounts that are available under contracts that are not described in this prospectus.

Although the IRS has issued some guidance on investor control, the U.S. Treasury and the IRS may continue to examine this aspect of variable contracts and provide additional guidance on investor control. At this time, we do not know what the additional guidance will be or when action will be taken. We reserve the right to modify the contract, as necessary, so that the owner will not be subject to current taxation as the owner of the subaccount assets.

We intend to comply with all federal tax laws so that the contract continues to qualify as an annuity for federal income tax purposes. We reserve the right to modify the contract as necessary to comply with any new tax laws.

The Funds. This contract currently offers subaccounts investing in shares of the funds listed in the table below.

•	Investment objectives: The investment managers and advisers cannot guarantee that the funds will meet their investment objectives. Please read the funds’ prospectuses for facts you should know before investing. These prospectuses are available by contacting us at the address or telephone number on the first page of this prospectus.

•	Fund name and management: A fund underlying your contract in which a subaccount invests may have a name, portfolio manager, objectives, strategies and characteristics that are the same or substantially similar to those of a publicly-traded retail mutual fund. Despite these similarities, an underlying fund is not the same as any publicly-traded retail mutual fund. Each underlying fund will have its own unique portfolio holdings, fees, operating expenses and operating results. The results of each underlying fund may differ significantly from any publicly-traded retail mutual fund.

•	Eligible purchasers: All funds are available to serve as the underlying investments for variable annuities and variable life insurance policies. The funds are not available to the public (see “Fund Name and Management” above). Some funds also are available to serve as investment options for tax-deferred retirement plans. It is possible that in the future for tax, regulatory or other reasons, it may be disadvantageous for variable annuity accounts and variable life insurance accounts and/or tax-deferred retirement plans to invest in the available funds simultaneously. Although we and the funds’ providers do not currently foresee any such disadvantages, the boards of directors or trustees of each fund will monitor events in order to identify any material conflicts between annuity owners, policy owners and tax-deferred retirement plans and to determine what action, if any, should be taken in response to a conflict. If a board were to conclude that it should establish separate fund providers for the variable annuity, variable life insurance and tax-deferred retirement plan accounts, you would not bear any expenses associated with establishing separate funds. Please refer to the funds’ prospectuses for risk disclosure regarding simultaneous investments by variable annuity, variable life insurance and tax-deferred retirement plan accounts. Each fund intends to comply with the diversification requirements under Section 817(h) of the Code.

•	Private label: This contract is a “private label” variable annuity. This means the contract includes funds affiliated with the distributor of this contract. Purchase payments and contract values you allocate to subaccounts investing in any of the STI Classic Variable Trust Funds available under this contract are generally more profitable for the distributor and its affiliates than allocations you make to other subaccounts. In contrast, purchase payments and contract values you allocate to subaccounts investing in any of the affiliated funds are generally more profitable for us and our affiliates. For example, we may receive compensation from our affiliates in connection with purchase payments and contract value you allocated to the affiliated funds that exceeds the range disclosed below for the funds our affiliates do not manage. These relationships may

 12  RIVERSOURCE INNOVATIONS CLASSIC VARIABLE ANNUITY — PROSPECTUS

influence recommendations your investment professional makes regarding whether you should invest in the contract, and whether you should allocate purchase payments or contract values to a particular subaccount.

•	Asset allocation programs may impact fund performance: Asset allocation programs in general may negatively impact the performance of an underlying fund. Even if you do not participate in an asset allocation program, a fund in which your subaccount invests may be impacted if it is included in an asset allocation program. Rebalancing or reallocation under the terms of the asset allocation program may cause a fund to lose money if it must sell large amounts of securities to meet a redemption request. These losses can be greater if the fund holds securities that are not as liquid as others, for example, various types of bonds, shares of smaller companies and securities of foreign issuers. A fund may also experience higher expenses because it must sell or buy securities more frequently than it otherwise might in the absence of asset allocation program rebalancing or reallocations. Because asset allocation programs include periodic rebalancing and may also include reallocation, these effects may occur under any asset allocation program we offer or under asset allocation programs used in conjunction with the contracts and plans of other eligible purchasers of the funds.

•	Funds available under the contract: We seek to provide a broad array of underlying funds taking into account the fees and charges imposed by each fund and the contract charges we impose. We select the underlying funds in which the subaccounts initially invest and when there is substitution (see “Substitution of Investments”). We also make all decisions regarding which funds to retain in a contract, which funds to add to a contract and which funds will no longer be offered in a contract. In making these decisions, we may consider various objective and subjective factors. Objective factors include, but are not limited to fund performance, fund expenses, classes of fund shares available, size of the fund and investment objectives and investing style of the fund. Subjective factors include, but are not limited to, investment sub-styles and process, management skill and history at other funds and portfolio concentration and sector weightings. We also consider the levels and types of revenue including, but not limited to, expense payments and non-cash compensation a fund, its distributor, investment adviser, subadviser, transfer agent or their affiliates pay us and our affiliates. This revenue includes, but is not limited to compensation for administrative services provided with respect to the fund and support of marketing and distribution expenses incurred with respect to the fund.

•	Revenue we receive from the funds may create potential conflicts of interest: We or our affiliates receive from each of the funds, or the funds’ affiliates, varying levels and types of revenue, including but not limited to expense payments and non-cash compensation. The amount of this revenue and how it is computed varies by fund, may be significant and may create potential conflicts of interest. The greatest amount and percentage of revenue we and our affiliates receive comes from assets allocated to subaccounts investing in the funds that are managed by our affiliates Columbia Management Investment Advisers, LLC (Columbia Management Investment Advisers) or Columbia Wanger Asset Management, LLC (Columbia Wanger Asset Management) (affiliated funds). Employee compensation and operating goals at all levels are tied to the success of Ameriprise Financial, Inc. and its affiliates, including us. Certain employees may receive higher compensation and other benefits based, in part, on contract values that are invested in the affiliated funds. We or our affiliates receive revenue which ranges up to 0.69% of the average daily net assets invested in the underlying funds through this and other contracts we and our affiliate issue. We or our affiliates may also receive revenue which ranges up to 0.04% of aggregate, net or anticipated sales of underlying funds through this and other contracts we and our affiliate issue. Please see the SAI for a table that ranks the underlying funds according to total dollar amounts they and their affiliates paid us or our affiliates in the prior calendar year.

Expense payments, non-cash compensation and other forms of revenue may influence recommendations your investment professional makes regarding whether you should invest in the contract and whether you should allocate purchase payments or contract value to a subaccount that invests in a particular fund (see “About the Service Providers”).

The revenue we or our affiliates receive from a fund or its affiliates is in addition to revenue we receive from the charges you pay when buying, owning and making a withdrawal from the contract (see “Expense Summary”). However, the revenue we or our affiliates receive from a fund or its affiliates may come, at least in part, from the fund’s fees and expenses you pay indirectly when you allocate contract value to the subaccount that invests in that fund.

•	Why revenues are paid to us: In accordance with applicable laws, regulations and the terms of the agreements under which such revenue is paid, we or our affiliates may receive these revenues including, but not limited to expense payments and non-cash compensation for various purposes:

•	Compensating, training and educating investment professionals who sell the contracts.

•	Granting access to our employees whose job it is to promote sales of the contracts by authorized selling firms and their investment professionals, and granting access to investment professionals of our affiliated selling firms.

•	Activities or services we or our affiliates provide that assist in the promotion and distribution of the contracts including promoting the funds available under the contracts to prospective and existing contract owners, authorized selling firms and investment professionals.

RIVERSOURCE INNOVATIONS CLASSIC VARIABLE ANNUITY — PROSPECTUS 13

•	Providing sub-transfer agency and shareholder servicing to contract owners.

•	Promoting, including and/or retaining the fund’s investment portfolios as underlying investment options in the contracts.

•	Advertising, printing and mailing sales literature, and printing and distributing prospectuses and reports.

•	Furnishing personal services to contract owners, including education of contract owners, answering routine inquiries regarding a fund, maintaining accounts or providing such other services eligible for service fees as defined under the rules of the Financial Industry Regulatory Authority (FINRA).

•	Subaccounting, transaction processing, recordkeeping and administration.

•	Sources of revenue received from affiliated funds: The affiliated funds are managed by Columbia Management Investment Advisers or Columbia Wanger Asset Management. The sources of revenue we receive from these affiliated funds, or from affiliates of these funds, may include, but are not necessarily limited to, the following:

•	Assets of the fund’s adviser and transfer agent or an affiliate. The revenue resulting from these sources may be based either on a percentage of average daily net assets of the fund or on the actual cost of certain services we provide with respect to the fund. We may receive this revenue either in the form of a cash payment or it may be allocated to us.

•	Compensation paid out of 12b-1 fees that are deducted from fund assets and disclosed in the “12b-1 fees” column of the “Annual Operating Expenses of the Funds” table.

•	Sources of revenue received from unaffiliated funds: The unaffiliated funds are not managed by an affiliate of ours. The sources of revenue we receive from these unaffiliated funds, or the funds’ affiliates, may include, but are not necessarily limited to, the following:

•	Assets of the fund’s adviser, subadviser, transfer agent or an affiliate of these and assets of the fund’s distributor or an affiliate. The revenue resulting from these sources usually is based on a percentage of average daily net assets of the fund but there may be other types of payment arrangements.

•	Compensation paid out of 12b-1 fees that are deducted from fund assets and disclosed in the “12b-1 fees” column of the “Annual Operating Expenses of the Funds” table.

 14  RIVERSOURCE INNOVATIONS CLASSIC VARIABLE ANNUITY — PROSPECTUS

You may allocate purchase payments and transfers to any or all of the subaccounts of the variable account that invest in shares of the following funds:

Investing In	Investment Objective and Policies	Investment Adviser
AllianceBernstein VPS Balanced Wealth Strategy Portfolio (Class B)	Seeks to maximize total return consistent with AllianceBernstein’s determination of reasonable risk.	AllianceBernstein L.P.

AllianceBernstein VPS Global Thematic Growth Portfolio (Class B)	Seeks long-term growth of capital.	AllianceBernstein L.P.

AllianceBernstein VPS Growth and Income Portfolio (Class B)	Seeks long-term growth of capital.	AllianceBernstein L.P.

AllianceBernstein VPS Large Cap Growth Portfolio (Class B)	Seeks long-term growth of capital.	AllianceBernstein L.P.

Columbia Variable Portfolio – Cash Management Fund (Class 3)	Seeks maximum current income consistent with liquidity and stability of principal.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Diversified Bond Fund (Class 3)	Seeks high level of current income while attempting to conserve the value of the investment for the longest period of time.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3) (previously Columbia Variable Portfolio – Diversified Equity Income Fund (Class 3))	Seeks high level of current income and, as a secondary goal, steady growth of capital.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Large Cap Growth Fund (Class 3)	Seeks long-term capital growth.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3) (previously Columbia Variable Portfolio – Dynamic Equity Fund (Class 3))	Seeks capital appreciation.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – S&P 500 Index Fund (Class 3)	Seeks long-term capital appreciation.	Columbia Management Investment Advisers, LLC

RIVERSOURCE INNOVATIONS CLASSIC VARIABLE ANNUITY — PROSPECTUS 15

Investing In	Investment Objective and Policies	Investment Adviser
Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 3) (previously Columbia Variable Portfolio – Short Duration U.S. Government Fund (Class 3))	Seeks high level of current income and safety of principal consistent with investment in U.S. government and government agency securities.	Columbia Management Investment Advisers, LLC

Fidelity® VIP Contrafund® Portfolio Service Class 2	Seeks long-term capital appreciation. Normally invests primarily in common stocks. Invests in securities of companies whose value it believes is not fully recognized by the public. Invests in either “growth” stocks or “value” stocks or both. The fund invests in domestic and foreign issuers.	Fidelity Management & Research Company (FMR) is the fund’s manager. FMR Co., Inc. (FMRC) and other investment advisers serve as sub-advisers for the fund.

Fidelity® VIP Growth Portfolio Service Class 2	Seeks to achieve capital appreciation. Normally invests primarily in common stocks. Invests in companies that it believes have above-average growth potential (stocks of these companies are often called “growth” stocks). The Fund invests in domestic and foreign issuers.	Fidelity Management & Research Company (FMR) is the fund’s manager. FMR Co., Inc. (FMRC) and other investment advisers serve as sub-advisers for the fund.

Fidelity® VIP Mid Cap Portfolio Service Class 2	Seeks long-term growth of capital. Normally invests primarily in common stocks. Normally invests at least 80% of assets in securities of companies with medium market capitalizations. May invest in companies with smaller or larger market capitalizations. Invests in domestic and foreign issuers. The Fund invests in either “growth” or “value” common stocks or both.	Fidelity Management & Research Company (FMR) is the fund’s manager. FMR Co., Inc. (FMRC) and other investment advisers serve as sub-advisers for the fund.

Fidelity® VIP Overseas Portfolio Service Class 2	Seeks long-term growth of capital. Normally invests primarily in common stocks allocating investments across different countries and regions. Normally invests at least 80% of assets in non-U.S. securities.	Fidelity Management & Research Company (FMR) is the fund’s manager. FMR Co., Inc. (FMRC) and other investment advisers serve as sub-advisers for the fund.

FTVIPT Franklin Global Real Estate Securities Fund – Class 2	Seeks high total return. Under normal market conditions, the fund invests at least 80% of its net assets in investments of companies located anywhere in the world that operate in the real estate sector.	Franklin Templeton Institutional, LLC

FTVIPT Franklin Small Cap Value Securities Fund – Class 2	Seeks long-term total return. Under normal market conditions, the fund invests at least 80% of its net assets in investments of small capitalization companies.	Franklin Advisory Services, LLC

FTVIPT Franklin Small-Mid Cap Growth Securities Fund – Class 2	Seeks long-term capital growth. Under normal market conditions, the fund invests at least 80% of its net assets in investments of small capitalization and mid capitalization companies.	Franklin Advisers, Inc.

FTVIPT Mutual Shares Securities Fund – Class 2	Seeks capital appreciation, with income as a secondary goal. Under normal market conditions, the fund invests primarily in U.S. and foreign equity securities that the investment manager believes are undervalued.	Franklin Mutual Advisers, LLC

 16  RIVERSOURCE INNOVATIONS CLASSIC VARIABLE ANNUITY — PROSPECTUS

Investing In	Investment Objective and Policies	Investment Adviser
FTVIPT Templeton Foreign Securities Fund – Class 2	Seeks long-term capital growth. Under normal market conditions, the fund invests at least 80% of its net assets in investments of issuers located outside the U.S., including those in emerging markets.	Templeton Investment Counsel, LLC

Invesco V.I. Core Equity Fund, Series II Shares	Seeks long-term growth of capital.	Invesco Advisers, Inc.

Invesco V.I. Mid Cap Growth Fund, Series II Shares (previously Invesco Van Kampen V.I. – Mid Cap Growth Fund, Series II Shares)	Seeks capital growth.	Invesco Advisers, Inc.

Invesco V.I. Value Opportunities Fund, Series II Shares (previously Invesco Van Kampen V.I. – Value Opportunities Fund, Series II Shares)	Seeks long-term growth of capital.	Invesco Advisers, Inc.

MFS® Investors Growth Stock Series – Service Class	Seeks capital appreciation.	MFS® Investment Management

MFS® New Discovery Series – Service Class	Seeks capital appreciation.	MFS® Investment Management

MFS® Total Return Series – Service Class	Seeks total return.	MFS® Investment Management

MFS® Utilities Series – Service Class	Seeks total return.	MFS® Investment Management

Oppenheimer Capital Appreciation Fund/VA, Service Shares	Seeks capital appreciation by investing in securities of well-known, established companies.	OFI Global Asset Management, Inc., adviser; OppenheimerFunds, Inc., sub-adviser.

Oppenheimer Global Fund/VA, Service Shares (previously Oppenheimer Global Securities Fund/VA, Service Shares)	Seeks long-term capital appreciation by investing a substantial portion of its assets in securities of foreign issuers, “growth-type” companies, cyclical industries and special situations that are considered to have appreciation possibilities.	OFI Global Asset Management, Inc., adviser; OppenheimerFunds, Inc., sub-adviser.

Oppenheimer Global Strategic Income Fund/VA, Service Shares	Seeks a high level of current income principally derived from interest on debt securities.	OFI Global Asset Management, Inc., adviser; OppenheimerFunds, Inc., sub-adviser.

Oppenheimer Main Street Small Cap Fund®/VA, Service Shares (previously Oppenheimer Main Street Small – & Mid-Cap Fund®/VA, Service Shares)	Seeks capital appreciation.	OFI Global Asset Management, Inc., adviser; OppenheimerFunds, Inc., sub-adviser.

RIVERSOURCE INNOVATIONS CLASSIC VARIABLE ANNUITY — PROSPECTUS 17

Investing In	Investment Objective and Policies	Investment Adviser
Putnam VT Growth and Income Fund – Class IB Shares	Seeks capital growth and current income.	Putnam Investment Management, LLC, adviser; Putnam Advisory Company, LLC, sub-adviser; and Putnam

Putnam VT International Equity Fund – Class IB Shares	Seeks capital appreciation.	Putnam Investment Management, LLC, adviser; Putnam Advisory Company, LLC, sub-adviser; and Putnam Investments Limited

Putnam VT Multi-Cap Growth Fund – Class IB Shares	Seeks long-term capital appreciation.	Putnam Investment Management, LLC

Putnam VT Research Fund – Class IB Shares	Seeks capital appreciation.	Putnam Investment Management, LLC, adviser; Putnam Advisory Company, LLC, sub-adviser

Variable Portfolio – Partners Small Cap Value Fund (Class 3)	Seeks long-term capital appreciation.	Columbia Management Investment Advisers, LLC, adviser; Barrow, Hanley, Mewhinney & Strauss, Inc., Denver Investment Advisors LLC, Donald Smith & Co., Inc., River Road Asset Management, LLC and Turner Investment Partners, Inc., subadvisers.

 18  RIVERSOURCE INNOVATIONS CLASSIC VARIABLE ANNUITY — PROSPECTUS

Guarantee Period Accounts (GPAs)

The GPAs may not be available in some states.

You may allocate purchase payments and purchase payment credits to one or more of the GPAs with guarantee periods declared by us. These periods of time may vary by state. The minimum required investment in each GPA is $1,000. There are restrictions on the amount you can allocate to these accounts as well as on transfers from these accounts (see “Buying Your Contract” and “Transfer policies”). These accounts are not offered after annuity payouts begin.

Each GPA pays an interest rate that is declared when you make an allocation to that account. That interest rate is then fixed for the guarantee period that you chose. We will periodically change the declared interest rate for any future allocations to these accounts, but we will not change the rate paid on money currently in a GPA.

The interest rates that we will declare as guaranteed rates in the future are determined by us at our discretion (“future rates”). We will determine future rates based on various factors including, but not limited to, the interest rate environment, returns we earn on investments in the nonunitized separate account we have established for the GPAs, the rates currently in effect for new and existing RiverSource Life annuities, product design, competition and RiverSource Life’s revenues and other expenses. We cannot predict nor can we guarantee what future rates will be.

You may transfer or withdraw contract value out of the GPAs within 30 days before the end of the guarantee period without receiving a MVA (see “Market Value Adjustment (MVA)” below.) During this 30 day window you may choose to start a new guarantee period of the same length, transfer the contract value to another GPA, transfer the contract value to any of the subaccounts, or withdraw the contract value from the contract (subject to applicable withdrawal provisions). If we do not receive any instructions at the end of your guarantee period our current practice is to automatically transfer the contract value into the one-year fixed account.

We hold amounts you allocate to the GPAs in a “nonunitized” separate account. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the GPAs. State insurance law prohibits us from charging this separate account with liabilities of any other separate account or of our general business. We own the assets of this separate account as well as any favorable investment performance of those assets. You do not participate in the performance of the assets held in this separate account. We guarantee all benefits relating to your value in the GPAs. This guarantee is based on the continued claims-paying ability of the company’s general account. You should be aware that our general account is exposed to the risks normally associated with a portfolio of fixed-income securities, including interest rate, option, liquidity and credit risk. You should also be aware that we issue other types of insurance and financial products as well, and we also pay our obligations under these products from assets in our general account. Our general account is not segregated or insulated from the claims of our creditors. The financial statements contained in the SAI include a further discussion of the risks inherent within the investments of the general account.

We intend to construct and manage the investment portfolio relating to the separate account in such a way as to minimize the impact of fluctuations by interest rates. We seek to achieve this by constructing a portfolio of assets with a price sensitivity to interest rate changes (i.e., price duration) that is similar to the price duration of the corresponding portfolio of liabilities.

We must invest this portfolio of assets in accordance with requirements established by applicable state laws regarding the nature and quality of investments that life insurance companies may make and the percentage of their assets that they may commit to any particular type of investment. Our investment strategy will incorporate the use of a variety of debt instruments having price durations tending to match the applicable guarantee periods. These instruments include, but are not necessarily limited to, the following:

•	Securities issued by the U.S. government or its agencies or instrumentalities, which issues may or may not be guaranteed by the U.S. government;

•	Debt securities that have an investment grade, at the time of purchase, within the four highest grades assigned by any of three nationally recognized rating agencies — Standard & Poor’s, Moody’s Investors Service or Fitch (formerly Duff & Phelps) — or are rated in the two highest grades by the National Association of Insurance Commissioners;

•	Other debt instruments which are unrated or rated below investment grade, limited to 10% of assets at the time of purchase; and

•	Real estate mortgages, limited to 45% of portfolio assets at the time of acquisition.

In addition, options and futures contracts on fixed income securities will be used from time to time to achieve and maintain appropriate investment and liquidity characteristics on the overall asset portfolio.

While this information generally describes our investment strategy, we are not obligated to follow any particular strategy except as may be required by federal law and Indiana and other state insurance laws.

RIVERSOURCE INNOVATIONS CLASSIC VARIABLE ANNUITY — PROSPECTUS 19

MARKET VALUE ADJUSTMENT (MVA)
We guarantee the contract value allocated to your GPA, including the interest credited, if you do not make any transfers or withdrawals from that GPA prior to 30 days before the end of the Guarantee Period. However, we will apply an MVA if a transfer or withdrawal occurs prior to this time, unless the transfer is an automated transfer from the two-year GPA as part of a dollar-cost averaging program or an Interest Sweep strategy. The MVA also affects amounts withdrawn from a GPA prior to 30 days before the end of the Guarantee Period that are used to purchase payouts under an annuity payout plan. We will refer to all of these transactions as “early withdrawals” in the discussion below.

When you request an early withdrawal, we adjust the early withdrawal amount by an MVA formula. The early withdrawal amount reflects the relationship between the guaranteed interest rate you are earning in your current GPA and the interest rate we are crediting on new GPAs that end at the same time as your current GPA.

The MVA is sensitive to changes in current interest rates. The magnitude of any applicable MVA will depend on our current schedule of guaranteed interest rates at the time of the withdrawal, the time remaining in your Guarantee Period and your guaranteed interest rate. The MVA is negative, zero or positive depending on how the guaranteed interest rate on your GPA compares to the interest rate of a new GPA for the same number of years as the Guarantee Period remaining on your GPA. This is summarized in the following table.

If your GPA rate is:	The MVA is:

Less than the new GPA rate + 0.10%	Negative

Equal to the new GPA rate + 0.10%	Zero

Greater than the new GPA rate + 0.10%	Positive

General Examples
As the examples below demonstrate, the application of an MVA may result in either a gain or loss of principal. We refer to all of the transactions described below as “early withdrawals.”

Assume:

•	You purchase a contract and allocate part of your purchase payment to the ten-year GPA.

•	We guarantee an interest rate of 3.0% annually for your ten-year Guarantee Period.

•	After three years, you decide to make a withdrawal from your GPA. In other words, there are seven years left in your Guarantee Period.

Remember that the MVA depends partly on the interest rate of a new GPA for the same number of years as the Guarantee Period remaining on your GPA. In this case, that is seven years.

Example 1: Remember that your GPA is earning 3.0%. Assume at the time of your withdrawal new GPAs that we offer with a seven-year Guarantee Period are earning 3.5%. We add 0.10% to the 3.5% rate to get 3.6%. Your GPA’s 3.0% rate is less than the 3.6% rate so the MVA will be negative.

Example 2: Remember again that your GPA is earning 3.0%, and assume that new GPAs that we offer with a seven-year Guarantee Period are earning 2.5%. We add 0.10% to the 2.5% rate to get 2.6%. In this example, since your GPA’s 3.0% rate is greater than the 2.6% rate, the MVA will be positive. To determine that adjustment precisely, you will have to use the formula described below.

Sample MVA Calculations
The precise MVA formula we apply is as follows:

Early withdrawal amount ×	[(	1 + i 1 + j + .001)	n/12	− 1 ]	= MVA

Where i	= rate earned in the GPA from which amounts are being transferred or withdrawn.

j	= current rate for a new Guaranteed Period equal to the remaining term in the current Guarantee Period.

n	= number of months remaining in the current Guarantee Period (rounded up).

Examples
Using assumptions similar to those we used in the examples above:

•	You purchase a contract and allocate part of your purchase payment to the ten-year GPA.

•	We guarantee an interest rate of 3.0% annually for your ten-year Guarantee Period.

•	After three years, you decide to make a $1,000 withdrawal from your GPA. In other words, there are seven years left in your Guarantee Period.

 20  RIVERSOURCE INNOVATIONS CLASSIC VARIABLE ANNUITY — PROSPECTUS

Example 1: You request an early withdrawal of $1,000 from your ten-year GPA earning a guaranteed interest rate of 3.0%. Assume at the time of your withdrawal new GPAs that we offer with a seven-year Guarantee Period are earning 3.5%. Using the formula above, we determine the MVA as follows:

$1,000 ×	[(	1.030 1 + .035 + .001)	84/12	− 1]	= −$39.84

In this example, the MVA is a negative $39.84.

Example 2: You request an early withdrawal of $1,000 from your ten-year GPA earning a guaranteed interest rate of 3.0%. Assume at the time of your withdrawal new GPAs that we offer with a seven-year Guarantee Period are earning 2.5%. Using the formula above, we determine the MVA as follows:

$1,000 ×	[(	1.030 1 + .025 + .001)	84/12	− 1]	= $27.61

In this example, the MVA is a positive $27.61.

Please note that when you allocate your purchase payment to the ten-year GPA and your purchase payment is in its fourth year from receipt at the beginning of the Guarantee Period, your withdrawal charge percentage is 7%. (See “Charges — Withdrawal Charge.”) We do not apply MVAs to the amounts we deduct for withdrawal charges, so we would deduct the withdrawal charge from your early withdrawal after we applied the MVA. Also note that when you request an early withdrawal, we withdraw an amount from your GPA that will give you the net amount you requested after we apply the MVA and any applicable withdrawal charge, unless you request otherwise.

The current interest rate we offer on the GPA will change periodically at our discretion. It is the rate we are then paying on purchase payments, renewals and transfers paid under this class of contracts for Guarantee Period durations equaling the remaining Guarantee Period of the GPA to which the formula is being applied.

We will not apply MVAs to amounts withdrawn for annual contract charges, to amounts we pay as death claims or to automatic transfers from the two-year GPA as part of a dollar-cost averaging program or an Interest Sweep strategy. In some states, the MVA is limited.

The One-Year Fixed Account

You may allocate purchase payments or transfer accumulated value to the one-year fixed account. Some states may restrict the amount you can allocate to this account. We back the principal and interest guarantees relating to the one-year fixed account. These guarantees are based on the continued claims-paying ability of the company’s general account. You should be aware that our general account is exposed to the risks normally associated with a portfolio of fixed-income securities, including interest rate, option, liquidity and credit risk. The financial statements contained in the SAI include a further discussion of the risks inherent within the investments of the general account. The value of the one-year fixed account increases as we credit interest to the account. Purchase payments and transfers to the one-year fixed account become part of our general account. We credit and compound interest daily based on a 365-day year (366 in a leap year) so as to produce the annual effective rate which we declare. The interest rate we apply to each purchase payment or transfer to the one-year fixed account is guaranteed for one year. Thereafter we will change the rates from time-to-time at our discretion. These rates will be based on various factors including, but not limited to, the interest rate environment, returns earned on investments backing these annuities, the rates currently in effect for new and existing RiverSource Life annuities, product design, competition, and RiverSource Life’s revenues and expenses. The guaranteed minimum interest rate offered may vary by state but will not be lower than state law allows.

There are restrictions on the amount you can allocate to this account as well as on transfers from this account (see “Buying Your Contract” and “Transfer policies”).

The one-year fixed account is not required to be registered with the SEC. The SEC staff does not review the disclosures in this prospectus on the one-year fixed account, however, disclosures regarding the one-year fixed account may be subject to certain generally applicable provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

Buying Your Contract

New contracts are not currently being offered.

RIVERSOURCE INNOVATIONS CLASSIC VARIABLE ANNUITY — PROSPECTUS 21

We are required by law to obtain personal information from you which we will use to verify your identity. If you do not provide this information we reserve the right to refuse to issue your contract or take other steps we deem reasonable. As the owner, you have all rights and may receive all benefits under the contract. You can own a qualified or nonqualified annuity. Generally, you can own a nonqualified annuity in joint tenancy with rights of survivorship only in spousal situations. You cannot own a qualified annuity in joint tenancy. You can become an owner if you are 85 or younger. (The age limit may be younger for qualified annuities in some states.)

When you applied, you selected (if available in your state):

•	GPAs, the one-year fixed account and/or subaccounts in which you want to invest(1);

•	how you want to make purchase payments;

•	the optional MAV death benefit(2);

•	the optional EDB(2);

•	the optional GMIB – MAV rider(3);

•	the optional GMIB – 6% Rising Floor rider(3);

•	the optional PCR(3);

•	the optional Benefit Protector Death Benefit(4);

•	the optional Benefit Protector Plus Death Benefit(4);

•	the length of the withdrawal charge schedule (5 or 7 years)(5); and

•	a beneficiary.

(1)	GPAs are not available under contracts issued in Maryland, Oregon, Pennsylvania or Washington and may not be available in other states.
(2)	Available if both you and the annuitant are 79 or younger at contract issue. If you select a GMIB rider, you must elect either the MAV death benefit or the EDB. EDB is not available with Benefit Protector or Benefit Protector Plus. May not be available in all states.
(3)	If you select the PCR, you cannot add a GMIB rider. The GMIB is available if the annuitant is 75 or younger at contract issue. The GMIB is not available with ROP death benefit. May not be available in all states.
(4)	Available if you and the annuitant are 75 or younger at contract issue. Not available with EDB. May not be available in all states.
(5)	The five-year withdrawal charge schedule may not be available in all states.

The contract provides for allocation of purchase payments to the GPAs, the one-year fixed account and/or the subaccounts of the variable account in even 1% increments subject to the $1,000 minimum for the GPAs.

The following restrictions on allocation of purchase payments to the GPAs and the one-year fixed account will apply:

For contracts with applications signed prior to June 16, 2003:	No restrictions on the amount of purchase payments allocated to the GPAs or the one-year fixed account (if available).

For contracts with applications signed on or after June 16 through Dec. 4, 2003:	The amount of any purchase payment allocated to the GPAs and the one-year fixed account in total cannot exceed 30% of the purchase payment.

This 30% limit will not apply if you establish a dollar cost averaging arrangement with respect to the purchase payment according to procedures currently in effect, or you are participating according to the rules of an asset allocation model portfolio program available under the contract, if any.

For contracts with applications signed on or after Dec. 5, 2003:	In certain states where we offer GPAs that do not require payment of a statutory minimum guaranteed interest rate, the amount of any purchase payment allocated to one-year fixed account cannot exceed 30% of the purchase payment. The amount of any purchase payment allocated to the GPAs is not subject to this 30% limit. Please consult your investment professional to see if these restrictions apply in your state. In all other states, the amount of any purchase payment allocated to the GPAs and the one-year fixed account in total cannot exceed 30% of the purchase payment. We reserve the right to further limit purchase payment allocations to the one-year fixed account and/or GPAs if the interest rate we are then crediting on new purchase payments allocated to the one-year fixed account is equal to the minimum interest rate stated in the contract.

In all states, the 30% limit will not apply if you establish an automated dollar cost averaging arrangement with respect to the purchase payment according to procedures currently in effect, or you are participating

 22  RIVERSOURCE INNOVATIONS CLASSIC VARIABLE ANNUITY — PROSPECTUS

according to the rules of an asset allocation model portfolio program available under the contract, if any.

There are no restrictions on allocations of purchase payments to the subaccounts.

We applied your initial purchase payment to the GPAs, one-year fixed account and subaccounts you selected within two business days after we received it at our corporate office. We will credit additional purchase payments you make to your accounts on the valuation date we receive them. If we receive an additional purchase payment at our corporate office before the close of business, we will credit any portion of that payment allocated to the subaccounts using the accumulation unit value we calculate on the valuation date we received the payment.

You may make monthly payments to your contract under a systematic investment plan (SIP). To begin the SIP, you will complete and send a form and your first SIP payment along with your application. There is no charge for SIP. You can stop your SIP payments at any time.

In most states, you may make additional purchase payments to nonqualified and qualified annuities until the retirement date.

THE RETIREMENT DATE
Annuity payouts begin on the retirement date. When we processed your application, we established the retirement date to be the maximum age (or contract anniversary if applicable) for nonqualified annuities and Roth IRAs and for qualified annuities the date specified below. You can also select a date within the maximum limits. Your selected date can align with your actual retirement from a job, or it can be a different future date, depending on your needs and goals and on certain restrictions. You also can change the retirement date, provided you send us written instructions at least 30 days before annuity payouts begin.

For nonqualified annuities and Roth IRAs, the retirement date must be:

•	no earlier than the 30th day after the contract’s effective date; and

•	no later than the annuitant’s 85th birthday or the tenth contract anniversary, if purchased after age 75, or such other date as agreed upon by us.

For qualified annuities except Roth IRAs, to comply with IRS regulations, the retirement date generally must be:

•	for IRAs by April 1 of the year following the calendar year when the annuitant reaches age 70 1/2; or

•	for all other qualified annuities, by April 1 of the year following the calendar year when the annuitant reaches age 70 1/2 or, if later, retires (except that 5% business owners may not select a retirement date that is later than April 1 of the year following the calendar year when they reach age 70 1/2).

If you satisfy your required minimum distributions in the form of partial withdrawals from this contract, annuity payouts can start as late as the annuitant’s 85th birthday or the tenth contract anniversary, if later, or a date that has been otherwise agreed to by us.

Contract owners of IRAs and TSAs may also be able to satisfy required minimum distributions using other IRAs or TSAs, and in that case, may delay the annuity payout start date for this contract.

BENEFICIARY
We will pay to your named beneficiary the death benefit if it becomes payable before the retirement date while the contract is in force and before annuity payouts begin. If there is more than one beneficiary, we will pay each beneficiary’s designated share when we receive their completed claim. A beneficiary will bear the investment risk of the variable account until we receive the beneficiary’s completed claim. If there is no named beneficiary, the default provisions of your contract will apply. (See “Benefits in Case of Death” for more about beneficiaries.)

PURCHASE PAYMENTS
Purchase payment amounts and purchase payment timing may vary by state and be limited under the terms of your contract.

Minimum purchase payments
  If paying by SIP:

     $50 for additional payments.

  If paying by any other method:

     $100 for additional payments.

Maximum total allowable purchase payments*
     $1,000,000

*	This limit applies in total to all RiverSource Life annuities you own. We reserve the right to waive or increase the maximum limit. For qualified annuities, the tax-deferred retirement plan’s or the Code’s limits on annual contributions also apply.

RIVERSOURCE INNOVATIONS CLASSIC VARIABLE ANNUITY — PROSPECTUS 23

HOW TO MAKE PURCHASE PAYMENTS

 1 By letter

Send your check along with your name and contract number to:

RiverSource Life Insurance Company
829 Ameriprise Financial Center
Minneapolis, MN 55474

 2 By SIP

Contact your investment professional to complete the necessary SIP paperwork.

PURCHASE PAYMENT CREDITS
You will receive a purchase payment credit with any payment you make to your contract that brings your total net payment (total payments less total withdrawals) to $100,000 or more.(1)

For applications signed on or after Nov. 6, 2003, only contracts with a seven-year withdrawal charge schedule are eligible for a credit. If you make any additional payments that cause the contract to be eligible for the credit, we will add credits to your prior purchase payments (less total withdrawals). We apply this credit immediately. We allocate the credit to the GPAs, the one-year fixed account, special DCA account and the subaccounts in the same proportions as your purchase payment.

We fund the credit from our general account. Credits are not considered to be “investments” for income tax purposes. (See “Taxes.”)

We will reverse credits from the contract value for any purchase payment that is not honored (if, for example, your purchase payment check is returned for insufficient funds).

To the extent a death benefit or withdrawal payment includes purchase payment credits applied within twelve months preceding: (1) the date of death that results in a lump sum death benefit under this contract; or (2) a request for withdrawal charge waiver due to “Contingent events” (see “Charges — Contingent events”), we will assess a charge, similar to a withdrawal charge, equal to the amount of the purchase payment credits. The amount we pay to you under these circumstances will always equal or exceed your withdrawal value.

Because of higher charges, there may be circumstances where you may be worse off for having received the credit than in other contracts. All things being equal (such as guarantee availability or fund performance and availability), this may occur if you hold your contract for 15 years or more. This also may occur if you make a full withdrawal in the first seven years. You should consider these higher charges and other relevant factors before you buy this contract or before you exchange a contract you currently own for this contract.

This credit is made available because of lower distribution and other expenses associated with larger sized contracts and through revenue from higher withdrawal charges and contract administrative charges than would otherwise be charged. In general, we do not profit from the higher charges assessed to cover the cost of the purchase payment credit. We use all the revenue from these higher charges to pay for the cost of the credits. However, we could profit from the higher charges if market appreciation is higher than expected or if contract owners hold their contracts for longer than expected.

(1)	For applications signed on or after Nov. 6, 2003 and if your state has approved this restriction, purchase payment credits are not available for contracts with a five-year withdrawal charge schedule.

LIMITATIONS ON USE OF CONTRACT
If mandated by applicable law, including, but not limited to, federal anti-money laundering laws, we may be required to reject a purchase payment. We may also be required to block an owner’s access to contract values or to satisfy other statutory obligations. Under these circumstances, we may refuse to implement requests for transfers, withdrawals or death benefits until instructions are received from the appropriate governmental authority or a court of competent jurisdiction.

Charges

ALL CONTRACTS

CONTRACT ADMINISTRATIVE CHARGE
We charge this fee for establishing and maintaining your records. We deduct $40 from the contract value on your contract anniversary or, if earlier, when the contract is fully withdrawn. We prorate this charge among the GPAs, the one-year fixed account and the subaccounts in the same proportion your interest in each account bears to your total contract value. Some states limit the amount of any contract charge allocated to the one-year fixed account.

 24  RIVERSOURCE INNOVATIONS CLASSIC VARIABLE ANNUITY — PROSPECTUS

We will waive this charge when your contract value is $50,000 or more on the current contract anniversary.

If you take a full withdrawal from your contract, we will deduct the charge at the time of withdrawal regardless of the contract value. We cannot increase the annual contract administrative charge and it does not apply after annuity payouts begin or when we pay death benefits.

VARIABLE ACCOUNT ADMINISTRATIVE CHARGE
We apply this charge daily to the subaccounts. It is reflected in the unit values of your subaccounts and it totals 0.15% of their average daily net assets on an annual basis. It covers certain administrative and operating expenses of the subaccounts such as accounting, legal and data processing fees and expenses involved in the preparation and distribution of reports and prospectuses. We cannot increase the variable account administrative charge.

MORTALITY AND EXPENSE RISK FEE
We charge these fees daily to the subaccounts. The unit values of your subaccounts reflect these fees. These fees cover the mortality and expense risk that we assume. These fees do not apply to the GPAs or the one-year fixed account. We cannot increase these fees.

These fees are based on the death benefit guarantee, whether the contract is a qualified annuity or a nonqualified annuity and the withdrawal charge schedule that applies to your contract.

Seven-year withdrawal charge schedule	Qualified annuities	Nonqualified annuities

ROP death benefit	0.85%	1.10%

MAV death benefit(1)	1.05	1.30

EDB	1.15	1.40

Five-year withdrawal charge schedule

ROP death benefit	1.15	1.40

MAV death benefit(1)	1.35	1.60

EDB	1.45	1.70

(1)	For contracts with applications signed before Nov. 6, 2003, or if your state has not approved this fee, the MAV death benefit fee is .10% less.

Mortality risk arises because of our guarantee to pay a death benefit and our guarantee to make annuity payouts according to the terms of the contract, no matter how long a specific owner or annuitant lives and no matter how long our entire group of owners or annuitants live. If, as a group, owners or annuitants outlive the life expectancy we assumed in our actuarial tables, then we must take money from our general assets to meet our obligations. If, as a group, owners or annuitants do not live as long as expected, we could profit from the mortality risk fee. We deduct the mortality risk fee from the subaccounts during the annuity payout period even if the annuity payout plan does not involve a life contingency.

Expense risk arises because we cannot increase the contract administrative charge or the variable account administrative charge and these charges may not cover our expenses. We would have to make up any deficit from our general assets. We could profit from the expense risk fee if future expenses are less than expected.

The subaccounts pay us the mortality and expense risk fee they accrued as follows:

•	first, to the extent possible, the subaccounts pay this fee from any dividends distributed from the funds in which they invest;

•	then, if necessary, the funds redeem shares to cover any remaining fees payable.

We may use any profits we realize from the subaccounts’ payment to us of the mortality and expense risk fee for any proper corporate purpose, including, among others, payment of distribution (selling) expenses. We do not expect that the withdrawal charge will cover sales and distribution expenses.

WITHDRAWAL CHARGE
If you withdraw all or part of your contract value, a withdrawal charge applies if all or part of the withdrawal amount is from any purchase payment we received less than six or eight years before the date of withdrawal, depending on the withdrawal charge schedule you select. (In addition, amounts withdrawn from a GPA more than 30 days before the end of the applicable guarantee period will be subject to a MVA. (See “The Guarantee Period Accounts — Market Value Adjustment (MVA).”)

Each time you make a purchase payment under the contract, a withdrawal charge attaches to that purchase payment. The withdrawal charge percentage for each purchase payment declines according to a schedule shown in the contract. For example, if you select a seven-year withdrawal charge schedule, during the first two years after a purchase payment is made, the withdrawal charge percentage attached to that payment is 8%. The withdrawal charge percentage for that payment during the seventh year after it is made is 3%. At the beginning of the eighth year after that purchase payment is made, and thereafter, there is no withdrawal charge as to that payment.

RIVERSOURCE INNOVATIONS CLASSIC VARIABLE ANNUITY — PROSPECTUS 25

You may withdraw an amount during any contract year without incurring a withdrawal charge. We call this amount the Total Free Amount (“TFA”). The TFA is the amount of your contract value that you may withdraw without incurring a withdrawal charge. Amounts withdrawn in excess of the Total Free Amount may be subject to a withdrawal charge as described below. The Total Free Amount is defined as the maximum of (a) and (b) where:

(a) is 10% of your prior anniversary’s contract value, and

(b) is current contract earnings.

NOTE: We determine current contract earnings (CE) by looking at the entire contract value (CV), not the earnings of any particular subaccount, GPA or the one-year fixed account. If the contract value is less than purchase payments received and not previously withdrawn (PPNPW) then contract earnings are zero. We consider your initial purchase payment and purchase payment credit to be the prior anniversary’s contract value during the first contract year.

For purposes of calculating any withdrawal charge, we treat amounts withdrawn from your contract value in the following order:

1.	First, in each contract year, we withdraw amounts totaling up to 10% of your prior anniversary’s contract value. We do not assess a withdrawal charge on this amount.

2.	Next, we withdraw contract earnings, if any, that are greater than the amount described in number one above. We do not assess a withdrawal charge on contract earnings.

3.	Next, we withdraw purchase payments received prior to the withdrawal charge period shown in your contract. We do not assess a withdrawal charge on these purchase payments.

4.	Finally, if necessary, we withdraw purchase payments received that are still within the withdrawal charge period you selected and shown in your contract. We withdraw these payments on a “first-in, first-out” (FIFO) basis. We do assess a withdrawal charge on these payments.

NOTE: After withdrawing earnings in numbers one and two above, we next withdraw enough additional contract value (ACV) to meet your requested withdrawal amount. If the amount described in number one above was greater than contract earnings prior to the withdrawal, the excess (XSF) will be excluded from the purchase payments being withdrawn that were received most recently when calculating the withdrawal charge. We determine the amount of purchase payments being withdrawn (PPW) in numbers three and four above as:

PPW	=	XSF	+	(ACV – XSF) (CV – TFA)	×	(PPNPW – XSF)

If the additional contract value withdrawn is less than XSF, then PPW will equal ACV.

We determine your withdrawal charge by multiplying each of your payments withdrawn by the applicable withdrawal charge percentage, and then adding the total withdrawal charges.

The withdrawal charge percentage depends on the number of years since you made the payments that are withdrawn, depending on the withdrawal charge schedule you selected:

Seven-year withdrawal charge schedule		Five-year withdrawal charge schedule(1)
Years from purchase	Withdrawal charge	Years from purchase	Withdrawal charge
payment receipt	percentage	payment receipt	percentage

1	8%	1	8%

2	8	2	7

3	7	3	6

4	7	4	4

5	6	5	2

6	5	Thereafter	0

7	3

Thereafter	0

(1)	The five-year withdrawal charge schedule may not be available in all states.

For a partial withdrawal that is subject to a withdrawal charge, the amount we actually deduct from your contract value will be the amount you request plus any applicable withdrawal charge. The withdrawal charge percentage is applied to this total amount. We pay you the amount you requested.

The amount of purchase payments withdrawn is calculated using a prorated formula based on the percentage of contract value being withdrawn. As a result, the amount of purchase payments withdrawn may be greater than the amount of contract value withdrawn.

 26  RIVERSOURCE INNOVATIONS CLASSIC VARIABLE ANNUITY — PROSPECTUS

Withdrawal charge under Annuity Payout Plan E — Payouts for a specified period: If you are receiving variable annuity payments under this annuity payout plan, you can choose to take a withdrawal. The amount that you can withdraw is the present value of any remaining variable payouts. The discount rate we use in the calculation will be 5.17% for the assumed investment return of 3.5% and 6.67% for the assumed investment return of 5.0%. The withdrawal charge equals the present value of the remaining payouts using the assumed investment return minus the present value of the remaining payouts using the discount rate. (See “Charges — Withdrawal Charge” and “The Annuity Payout Period — Annuity Payout Plans.”)

Withdrawal charge calculation example
The following is an example of the calculation we would make to determine the withdrawal charge on a contract with a seven-year withdrawal charge schedule with this history:

•	We receive these payments

– $10,000 initial;

– $8,000 on the seventh contract anniversary; and

– $6,000 on the eighth contract anniversary; and

•	You withdraw the contract for its total withdrawal value of $38,101 during the eleventh contract year and make no other withdrawals during that contract year; and

•	The prior anniversary contract value is $38,488.

Withdrawal
Charge	Explanation
$0	$3,848.80 is 10% of the prior anniversary’s contract value withdrawn without withdrawal charge; and
0	$10,252.20 is contract earnings in excess of the 10% TFA withdrawal amount withdrawn without withdrawal charge; and
0	$10,000 initial purchase payment was received eight or more years before withdrawal and is withdrawn without withdrawal charge; and
560	$8,000 purchase payment is in its fourth year from receipt, withdrawn with a 7% withdrawal charge; and
420	$6,000 purchase payment is in its third year from receipt withdrawn with a 7% withdrawal charge.

$980

Under the same scenario, the withdrawal charge on a contract with a five-year withdrawal charge schedule would be calculated:

Withdrawal
Charge	Explanation

$0	$3,848.80 is 10% of the prior anniversary’s contract value withdrawn without withdrawal charge; and
0	$10,252.20 is contract earnings in excess of the 10% TFA withdrawal amount withdrawn without withdrawal charge; and
0	$10,000 initial purchase payment was received six or more years before withdrawal and is withdrawn without withdrawal charge; and
320	$8,000 purchase payment is in its fourth year from receipt, withdrawn with a 4% withdrawal charge; and
360	$6,000 purchase payment is in its third year from receipt withdrawn with a 6% withdrawal charge.

$680

Waiver of withdrawal charges
We do not assess withdrawal charges for:

•	withdrawals of any contract earnings;

•	withdrawals of amounts totaling up to 10% of your prior contract anniversary’s contract value to the extent it exceeds contract earnings;

•	required minimum distributions from a qualified annuity to the extent that they exceed the free amount. The amount on which withdrawal charges are waived can be no greater than the RMD amount calculated under your specific contract currently in force;

•	contracts settled using an annuity payout plan unless an annuity payout Plan E is later fully withdrawn;

RIVERSOURCE INNOVATIONS CLASSIC VARIABLE ANNUITY — PROSPECTUS 27

•	withdrawals made as a result of one of the “Contingent events”* described below to the extent permitted by state law (see your contract for additional conditions and restrictions); and

•	death benefits.*

*	However, we will reverse certain purchase payment credits. (See “Buying Your Contract — Purchase Payment Credits.”)

Contingent events

•	Withdrawals you make if you or the annuitant are confined to a hospital or nursing home and have been for the prior 60 days. Your contract will include this provision when you and the annuitant are under age 76 at contract issue. You must provide proof satisfactory to us of the confinement as of the date you request the withdrawal.

•	To the extent permitted by state law, withdrawals you make if you or the annuitant are diagnosed in the second or later contract years as disabled with a medical condition that with reasonable medical certainty will result in death within 12 months or less from the date of the licensed physician’s statement. You must provide us with a licensed physician’s statement containing the terminal illness diagnosis and the date the terminal illness was initially diagnosed.

Possible group reductions: In some cases we may incur lower sales and administrative expenses due to the size of the group, the average contribution and the use of group enrollment procedures. In such cases, we may be able to reduce or eliminate the contract administrative and withdrawal charges. However, we expect this to occur infrequently.

FUND FEES AND EXPENSES
There are deductions from and expenses paid out of the assets of the funds that are described in the prospectuses for those funds. (See “Annual Operating Expenses of the Funds.”)

PREMIUM TAXES
Certain state and local governments impose premium taxes on us (up to 3.5%). These taxes depend upon your state of residence or the state in which the contract was issued. Currently, we deduct any applicable premium tax when annuity payouts begin, but we reserve the right to deduct this tax at other times such as when you make purchase payments or when you make a full withdrawal from your contract.

OPTIONAL LIVING BENEFIT CHARGES

GUARANTEED MINIMUM INCOME BENEFIT RIDER (GMIB) FEE
We charge an annual fee for this optional feature only if you select it. There are two GMIB rider options available under your contract (see “Guaranteed Minimum Income Benefit Rider”). The fee for GMIB – MAV is 0.55% of the adjusted contract value(1). The fee for GMIB – 6% Rising Floor is 0.75% of the adjusted contract value. Depending on the GMIB rider option you choose, we deduct the appropriate fee from the contract value on your contract anniversary at the end of each contract year. We prorate this fee among the GPAs, one-year fixed account and the subaccounts in the same proportion your interest in each account bears to your total contract value.

(1)	For applications signed prior to May 1, 2003, the following current annual rider charges apply: GMIB – MAV — 0.30% and GMIB — 6% Rising Floor — 0.45%.

If the contract is terminated for any reason or when annuity payouts begin, we will deduct the appropriate GMIB fee from the proceeds payable adjusted for the number of calendar days coverage was in place. We cannot increase either GMIB fee after the rider effective date and it does not apply after annuity payouts begin or the GMIB terminates.

We calculate the fee as follows:

GMIB – MAV	0.55% × (CV + ST – FAV)
GMIB – 6% Rising Floor	0.75% × (CV + ST – FAV)

CV =	contract value on the contract anniversary

ST =	transfers from the subaccounts to the GPAs or the one-year fixed account made during the six months before the contract anniversary.

FAV =	the value of your GPAs and the one-year fixed account on the contract anniversary.

The result of ST – FAV will never be greater than zero. This allows us to base the GMIB fee largely on the subaccounts and not on the GPAs and the one-year fixed account.

Example

•	You purchase the contract with a payment of $50,000 and allocate all of your payment to the subaccounts.

•	During the first contract year your contract value is $75,000. You transfer $15,000 from the subaccounts to the one-year fixed account.

•	On the first contract anniversary the one-year fixed account value is $15,250 and the subaccount value is $58,000. Your total contract value is $73,250.

 28  RIVERSOURCE INNOVATIONS CLASSIC VARIABLE ANNUITY — PROSPECTUS

•	The GMIB fee for:

       GMIB – MAV is 0.55%; and
       GMIB – 6% Rising Floor is 0.75%.

We calculate the charge as follows:

Contract value on the contract anniversary:	$73,250
plus transfers from the subaccounts to the one-year fixed account in the six months before the contract anniversary:	+15,000
minus the value of the one-year fixed account on the contract anniversary:	–15,250

$73,000

The GMIB fee charged to you:

GMIB – MAV	(0.55% × $73,000) =	$401.50
GMIB – 6% Rising Floor	(0.75% × $73,000) =	$547.50

PERFORMANCE CREDIT RIDER (PCR) FEE
We charge a fee of 0.15% of your contract value for this optional feature if you select it. If selected, we deduct the fee from your contract value on your contract anniversary at the end of each contract year. We prorate this fee among the GPAs, the one-year fixed account and the subaccounts in the same proportion as your interest bears to your total contract value. If you select the PCR, you cannot add a GMIB rider.

If the contract is terminated for any reason or when annuity payouts begin, we will deduct the PCR fee from the proceeds payable adjusted for the number of calendar days coverage was in place. We cannot increase the PCR fee.

OPTIONAL DEATH BENEFIT CHARGES

BENEFIT PROTECTOR DEATH BENEFIT RIDER FEE
We charge a fee for the optional feature only if you select it. If selected, we deduct 0.25% of your contract value on your contract anniversary. We prorate this fee among the GPAs, the one-year fixed account and the subaccounts in the same proportion your interest in each account bears to your total contract value.

If the contract is terminated for any reason other than death or when annuity payouts begin, we will deduct the fee from the proceeds payable adjusted for the number of calendar days coverage was in place since we last deducted the fee. We cannot increase this annual charge after the rider effective date and it does not apply after annuity payouts begin or when we pay death benefits.

BENEFIT PROTECTOR PLUS DEATH BENEFIT RIDER FEE
We charge a fee for the optional feature only if you select it. If selected, we deduct 0.40% of your contract value on your contract anniversary. We prorate this fee among the GPAs, the one-year fixed account and the subaccounts in the same proportion your interest in each account bears to your total contract value.

If the contract is terminated for any reason other than death or when annuity payouts begin, we will deduct the fee from the proceeds payable adjusted for the number of calendar days coverage was in place since we last deducted the fee. We cannot increase this annual fee after the rider effective date and it does not apply after annuity payouts begin or when we pay death benefits.

Valuing Your Investment

We value your accounts as follows:

GPAs AND ONE-YEAR FIXED ACCOUNT
We value the amounts you allocate to the GPAs and the one-year fixed account directly in dollars. The value of the GPAs and the one-year fixed account equals:

•	the sum of your purchase payments and transfer amounts allocated to the GPAs and the one-year fixed account (including any positive or negative MVA on amounts transferred from the GPAs to the one-year fixed account);

•	plus any purchase payment credits allocated to the GPAs and one-year fixed account;

•	plus interest credited;

•	minus the sum of amounts withdrawn (including any applicable withdrawal charges) and amounts transferred out;

RIVERSOURCE INNOVATIONS CLASSIC VARIABLE ANNUITY — PROSPECTUS 29

•	minus any prorated portion of the contract administrative charge; and

•	minus the prorated portion of the fee for any of the following optional benefits you have selected:

– Guaranteed Minimum Income Benefit rider — MAV;

– Guaranteed Minimum Income Benefit rider — 6% Rising Floor;

– Performance Credit rider;

– Benefit Protector rider; and/or

– Benefit Protector Plus rider.

SUBACCOUNTS
We convert amounts you allocated to the subaccounts into accumulation units. Each time you make a purchase payment or transfer amounts into one of the subaccounts or we apply any purchase payment credits, we credit a certain number of accumulation units to your contract for that subaccount. Conversely, we subtract a certain number of accumulation units from your contract each time you take a partial withdrawal; transfer amounts out of a subaccount; or we assess a contract administrative charge, a withdrawal charge, or fee for any optional contract riders with annual charges (if applicable).

The accumulation units are the true measure of investment value in each subaccount during the accumulation period. They are related to, but not the same as, the net asset value of the fund in which the subaccount invests. The dollar value of each accumulation unit can rise or fall daily depending on the variable account expenses, performance of the fund and on certain fund expenses.

Here is how we calculate accumulation unit values:

Number of units: To calculate the number of accumulation units for a particular subaccount, we divide your investment by the current accumulation unit value.

Accumulation unit value: The current accumulation unit value for each subaccount equals the last value times the subaccount’s current net investment factor.

We determine the net investment factor by:

•	adding the fund’s current net asset value per share, plus the per share amount of any accrued income or capital gain dividends to obtain a current adjusted net asset value per share; then

•	dividing that sum by the previous adjusted net asset value per share; and

•	subtracting the percentage factor representing the mortality and expense risk fee and the variable account administrative charge from the result.

Because the net asset value of the fund may fluctuate, the accumulation unit value may increase or decrease. You bear all the investment risk in a subaccount.

Factors that affect subaccount accumulation units: accumulation units may change in two ways — in number and in value.

The number of accumulation units you own may fluctuate due to:

•	additional purchase payments you allocate to the subaccounts;

•	any purchase payment credits allocated to the subaccounts;

•	transfers into or out of the subaccounts (including any positive or negative MVA on amounts transferred from the GPAs);

•	partial withdrawals;

•	withdrawal charges;

and the deduction of a prorated portion of:

•	the contract administrative charge; and

•	the fee for any of the following optional benefits you have selected:

– Guaranteed Minimum Income Benefit rider — MAV;

– Guaranteed Minimum Income Benefit rider — 6% Rising Floor;

– Performance Credit rider;

– Benefit Protector rider; and/or

– Benefit Protector Plus rider.

Accumulation unit values will fluctuate due to:

•	changes in fund net asset value;

•	fund dividends distributed to the subaccounts;

 30  RIVERSOURCE INNOVATIONS CLASSIC VARIABLE ANNUITY — PROSPECTUS

•	fund capital gains or losses;

•	fund operating expenses; and

•	mortality and expense risk fee and the variable account administrative charge.

Making the Most of Your Contract

AUTOMATED DOLLAR-COST AVERAGING
Currently, you can use automated transfers to take advantage of dollar-cost averaging (investing a fixed amount at regular intervals). For example, you might transfer a set amount monthly from a relatively conservative subaccount to a more aggressive one, or to several others, or from the one-year fixed account or the two-year GPA (without a MVA) to one or more subaccounts. The three to ten year GPAs are not available for automated transfers. You can also obtain the benefits of dollar-cost averaging by setting up regular automatic SIP payments or by establishing an Interest Sweep strategy. Interest Sweeps are a monthly transfer of the interest earned from either the one-year fixed account or the two-year GPA into the subaccounts of your choice. If you participate in an Interest Sweep strategy the interest you earn will be less than the annual interest rate we apply because there will be no compounding. There is no charge for dollar-cost averaging.

This systematic approach can help you benefit from fluctuations in accumulation unit values caused by fluctuations in the market values of the funds. Since you invest the same amount each period, you automatically acquire more units when the market value falls and fewer units when it rises. The potential effect is to lower your average cost per unit.

How dollar-cost averaging works

					Number
			Amount	Accumulation	of units
By investing an equal number of dollars each month ...		Month	invested	unit value	purchased

		Jan	$100	$20	5.00

		Feb	100	18	5.56

you automatically buy		Mar	100	17	5.88

more units when the	è	Apr	100	15	6.67

per unit market price is low...		May	100	16	6.25

		Jun	100	18	5.56

		Jul	100	17	5.88

and fewer units		Aug	100	19	5.26

when the per unit	è	Sept	100	21	4.76

market price is high.		Oct	100	20	5.00

You paid an average price of $17.91 per unit over the 10 months, while the average market price actually was $18.10.

Dollar-cost averaging does not guarantee that any subaccount will gain in value nor will it protect against a decline in value if market prices fall. Because dollar-cost averaging involves continuous investing, your success will depend upon your willingness to continue to invest regularly through periods of low price levels. Dollar-cost averaging can be an effective way to help meet your long-term goals. For specific features contact your investment professional.

RIVERSOURCE INNOVATIONS CLASSIC VARIABLE ANNUITY — PROSPECTUS 31

SPECIAL DOLLAR-COST AVERAGING (SPECIAL DCA) PROGRAM
If your net contract value(1) is at least $10,000, you can choose to participate in the Special DCA program. There is no charge for the Special DCA program. Under the Special DCA program, you can allocate a new purchase payment and any applicable purchase payment credit to a six-month or twelve-month Special DCA account.

You may only allocate a new purchase payment of at least $10,000 to a Special DCA account. You cannot transfer existing contract values into a Special DCA account. Each Special DCA account lasts for either six or twelve months (depending on the time period you select) from the time we receive your first purchase payment. We make monthly transfers of your total Special DCA account value into the GPAs, one-year fixed account and/or the subaccounts you select over the time period you select (either six or twelve months). If you elect to transfer into a GPA, you must meet the $1,000 minimum required investment limitation for each transfer.

(1)	“Net contract value” equals your current contract value plus any new purchase payment and purchase payment credit. If this is a new contract funded by purchase payments from multiple sources, we determine your net contract value based on the purchase payments, purchase payment credits, withdrawal requests and exchange requests submitted with your application.

We reserve the right to credit a lower interest rate to each Special DCA account if you select the GPAs or one-year fixed account as part of your Special DCA transfers. We will change the interest rate on each Special DCA account from time to time at our discretion. From time to time, we may credit interest to the Special DCA account at promotional rates that are higher than those we credit to the one-year fixed account. We base these rates on competition and on the interest rate we are crediting to the one-year fixed account at the time of the change. Once we credit interest to a particular purchase payment and purchase payment credit, that rate does not change even if we change the rate we credit on new purchase payments or if your net contract value changes.

We credit each Special DCA account with current guaranteed annual rate that is in effect on the date we receive your purchase payment. However, we credit this annual rate over the six or twelve-month period on the balance remaining in your Special DCA account. Therefore, the net effective interest rate you receive is less than the stated annual rate. We do not credit this interest after we transfer the value out of the Special DCA account into the accounts you selected.

If you make additional purchase payments while a Special DCA account term is in progress, the amounts you allocate to an existing Special DCA account will be transferred out of the Special DCA account over the reminder of the term. If you are funding a Special DCA account from multiple sources, we apply each purchase payment and purchase payment credit to the account and credit interest on that purchase payment and purchase payment credit on the date we receive it. This means that all purchase payments and purchase payment credits may not be in the Special DCA account at the beginning of the six or twelve-month period. Therefore, you may receive less total interest than you would have if all your purchase payments and purchase payment credits were in the Special DCA account from the beginning. If we receive any of your multiple payments after the six or twelve-month period ends, you can either allocate those payments to a new Special DCA account (if available) or to any other accounts available under your contract.

You cannot participate in the Special DCA program if you are making payments under a Systematic Investment Plan. You may simultaneously participate in the Special DCA program and the asset-rebalancing program as long as your subaccount allocation is the same under both programs. If you elect to change your subaccount allocation under one program, we automatically will change it under the other program so they match. If you participate in more than one Special DCA account, the asset allocation for each account may be different as long as you are not also participating in the asset-rebalancing program.

You may terminate your participation in the Special DCA program at any time. If you do, we will not credit the current guaranteed annual interest rate on any remaining Special DCA account balance. We will transfer the remaining balance from your Special DCA account to the other accounts you selected for your DCA transfers or we will allocate it in any manner you specify, subject to the 30% limitation rule (see “Transfer policies”). Similarly, if we cannot accept any additional purchase payments into the Special DCA program, we will allocate the purchase payments to the other accounts you selected for your DCA transfers or in any other manner you specify.

We can modify the terms or discontinue the Special DCA program at any time. Any modifications will not affect any purchase payments that are already in a Special DCA account. For more information on the Special DCA program, contact your investment professional.

The Special DCA Program does not guarantee that any subaccount will gain in value nor will it protect against a decline in value if market prices fall. Because dollar-cost averaging involves continuous investing, your success will depend upon you willingness to continue to invest regularly through periods of low price levels. Dollar-cost averaging can be an effective way to help meet your long-term goals.

 32  RIVERSOURCE INNOVATIONS CLASSIC VARIABLE ANNUITY — PROSPECTUS

ASSET REBALANCING
You can ask us in writing to automatically rebalance the subaccount portion of your contract value either quarterly, semiannually, or annually. The period you select will start to run on the date we record your request. On the first valuation date of each of these periods, we automatically will rebalance your contract value so that the value in each subaccount matches your current subaccount percentage allocations. These percentage allocations must be in whole numbers. Asset rebalancing does not apply to the GPAs or the one-year fixed account. There is no charge for asset rebalancing. The contract value must be at least $2,000.

You can change your percentage allocations or your rebalancing period at any time by contacting us in writing. If you are also participating in the Special DCA program and you change your subaccount asset allocation for the asset rebalancing program, we will change your subaccount asset allocation under the Special DCA program to match. We will restart the rebalancing period you selected as of the date we record your change. You also can ask us in writing to stop rebalancing your contract value. You must allow 30 days for us to change any instructions that currently are in place. For more information on asset rebalancing, contact your investment professional.

TRANSFERRING AMONG ACCOUNTS
You may transfer contract value from any one subaccount, GPAs or the one-year fixed account, to another subaccount before annuity payouts begin. Certain restrictions apply to transfers involving the GPAs and the one-year fixed account.

The date your request to transfer will be processed depends on when we receive it:

•	If we receive your transfer request at our corporate office in good order before the close of business, we will process your transfer using the accumulation unit value we calculate on the valuation date we received your transfer request.

•	If we receive your transfer request at our corporate office in good order at or after the close of business, we will process your transfer using the accumulation unit value we calculate on the next valuation date after we received your transfer request.

There is no charge for transfers. Before making a transfer, you should consider the risks involved in changing investments. Transfers out of the GPAs will be subject to an MVA if done more than 30 days before the end of the guarantee period unless the transfer is an automated transfer from the two-year GPA as part of a dollar-cost averaging program or an Interest Sweep strategy.

We may suspend or modify transfer privileges at any time.

For information on transfers after annuity payouts begin, see “Transfer policies” below.

Transfer policies

•	Before annuity payouts begin, you may transfer contract values between the subaccounts, or from the subaccounts to the GPAs and the one-year fixed account at any time. However, if you made a transfer from the one-year fixed account to the subaccounts or the GPAs, you may not make a transfer from any subaccount or GPA back to the one-year fixed account for six months following that transfer. We reserve the right to further limit purchase payment allocations to the GPAs and the one-year fixed account if the interest rate we are then crediting to the one-year fixed account is equal to the minimum interest rate stated in the contract.

•	You may transfer contract value from the one-year fixed account to the subaccounts or the GPAs according to the following transfer policies:

For contracts with applications signed prior to June 16, 2003:	It is our general policy to allow you to transfer contract values from the one-year fixed account to the subaccounts or the GPAs once a year on or within 30 days before or after the contract anniversary (except for automated transfers, which can be set up at any time for certain transfer periods subject to certain minimums). Currently, we have removed this restriction and you may transfer contract values from the one-year fixed account to the subaccounts at any time. We will inform you at least 30 days in advance of the day we intend to reimpose this restriction.

For contracts with applications signed on or after June 16 through Dec. 4, 2003:	You may transfer contract values from the one-year fixed account to the subaccounts or GPAs once a year on or within 30 days before or after the contract anniversary (except for automated transfers, which can be set up at any time for certain transfer periods subject to certain minimums). The amount of contract value transferred to the GPAs or the one-year fixed account cannot result in the value of the GPAs and the one-year fixed account in total being greater than 30% of the

RIVERSOURCE INNOVATIONS CLASSIC VARIABLE ANNUITY — PROSPECTUS 33

contract value. Total transfers out of the GPAs and one-year fixed account in any contract year are limited to 30% of the total value of the GPAs and one-year fixed account at the beginning of the contract year or $10,000, whichever is greater. Because of this limitation, it may take you several years to transfer all your contract value from the one-year fixed account. You should carefully consider whether the one-year fixed account meets your investment criteria before you invest.

For contracts with applications signed on or after Dec. 5, 2003:	You may transfer contract values from the one-year fixed account to the subaccounts or GPAs once a year on or within 30 days before or after the contract anniversary (except for automated transfers, which can be set up at any time for certain transfer periods subject to certain minimums). The amount of contract value transferred to the one-year fixed account cannot result in the value of the one-year fixed account in total being greater than 30% of the contract value. We reserve the right to further limit transfers to the one-year fixed account and/or GPAs if the interest rate we are then crediting on new purchase payments allocated to the one-year fixed account is equal to the minimum interest rate stated in the contract. Total transfers out of the one-year fixed account in any contract year are limited to 30% of the one-year fixed account value at the beginning of the contract year or $10,000, whichever is greater. Because of this limitation, it may take you several years to transfer all your contract value from the one-year fixed account. You should carefully consider whether the one-year fixed account meets your investment criteria before you invest.

Transfers from the one-year fixed account are not subject to an MVA.

•	You may transfer contract values from a GPA any time after 60 days of transfer or payment allocation to the account. Transfers made more than 30 days before the end of the Guarantee Period will receive a MVA*, which may result in a gain or loss of contract value.

•	If we receive your request on or within 30 days before or after the contract anniversary date, the transfer from the one-year fixed account to the GPAs will be effective on the valuation date we receive it.

•	If you select a variable annuity payout, once annuity payouts begin, you may make transfers once per contract year among the subaccounts and we reserve the right to limit the number of subaccounts in which you may invest.

•	Once annuity payouts begin, you may not make any transfers to the GPAs.

*	Unless the transfer is an automated transfer from the two-year GPA as part of a dollar-cost averaging program or an Interest Sweep strategy.

Market Timing
Market timing can reduce the value of your investment in the contract. If market timing causes the returns of an underlying fund to suffer, contract value you have allocated to a subaccount that invests in that underlying fund will be lower too. Market timing can cause you, any joint owner of the contract and your beneficiary(ies) under the contract a financial loss.

Funds available as investment options under the contract that invest in securities that trade in overseas securities markets may be at greater risk of loss from market timing, as market timers may seek to take advantage of changes in the values of securities between the close of overseas markets and the close of U.S. markets. Also, the risks of market timing may be greater for underlying funds that invest in securities such as small cap stocks, high yield bonds, or municipal securities, that may be traded infrequently.

We seek to prevent market timing. Market timing is frequent or short-term trading activity. We do not accommodate short-term trading activities. Do not buy a contract if you wish to use short-term trading strategies to manage your investment. The market timing policies and procedures described below apply to transfers among the subaccounts within the contract. The underlying funds in which the subaccounts invest have their own market timing policies and procedures. The market timing policies of the underlying funds may be more restrictive than the market timing policies and procedures we apply to transfers among the subaccounts of the contract, and may include redemption fees. We reserve the right to modify our market timing policies and procedures at any time without prior notice to you.

Market timing may hurt the performance of an underlying fund in which a subaccount invests in several ways, including but not necessarily limited to:

•	diluting the value of an investment in an underlying fund in which a subaccount invests;

•	increasing the transaction costs and expenses of an underlying fund in which a subaccount invests; and,

 34  RIVERSOURCE INNOVATIONS CLASSIC VARIABLE ANNUITY — PROSPECTUS

•	preventing the investment adviser(s) of an underlying fund in which a subaccount invests from fully investing the assets of the fund in accordance with the fund’s investment objectives.

In order to help protect you and the underlying funds from the potentially harmful effects of market timing activity, we apply the following market timing policy to discourage frequent transfers of contract value among the subaccounts of the variable account:

We try to distinguish market timing from transfers that we believe are not harmful, such as periodic rebalancing for purposes of an asset allocation, dollar-cost averaging and asset rebalancing program that may be described in this prospectus. There is no set number of transfers that constitutes market timing. Even one transfer in related accounts may be market timing. We seek to restrict the transfer privileges of a contract owner who makes more than three subaccount transfers in any 90 day period. We also reserve the right to refuse any transfer request, if, in our sole judgment, the dollar amount of the transfer request would adversely affect unit values.

If we determine, in our sole judgment, that your transfer activity constitutes market timing, we may modify, restrict or suspend your transfer privileges to the extent permitted by applicable law, which may vary based on the state law that applies to your contract and the terms of your contract. These restrictions or modifications may include, but not be limited to:

•	requiring transfer requests to be submitted only by first-class U.S. mail;

•	not accepting hand-delivered transfer requests or requests made by overnight mail;

•	not accepting telephone or electronic transfer requests;

•	requiring a minimum time period between each transfer;

•	not accepting transfer requests of an agent acting under power of attorney;

•	limiting the dollar amount that you may transfer at any one time;

•	suspending the transfer privilege; or

•	modifying instructions under an automated transfer program to exclude a restricted fund if you do not provide new instructions.

Subject to applicable state law and the terms of each contract, we will apply the policy described above to all contract owners uniformly in all cases. We will notify you in writing after we impose any modification, restriction or suspension of your transfer rights.

We cannot guarantee that we will be able to identify and restrict all market timing activity. Because we exercise discretion in applying the restrictions described above, we cannot guarantee that we will be able to restrict all market timing activity. In addition, state law and the terms of some contracts may prevent us from stopping certain market timing activity. Market timing activity that we are unable to identify and/or restrict may impact the performance of the underlying funds and may result in lower contract values.

In addition to the market timing policy described above, which applies to transfers among the subaccounts within your contract, you should carefully review the market timing policies and procedures of the underlying funds. The market timing policies and procedures of the underlying funds may be materially different than those we impose on transfers among the subaccounts within your contract and may include mandatory redemption fees as well as other measures to discourage frequent transfers. As an intermediary for the underlying funds, we are required to assist them in applying their market timing policies and procedures to transactions involving the purchase and exchange of fund shares. This assistance may include, but not be limited to, providing the underlying fund upon request with your Social Security Number, Taxpayer Identification Number or other United States government-issued identifier, and the details of your contract transactions involving the underlying fund. An underlying fund, in its sole discretion, may instruct us at any time to prohibit you from making further transfers of contract value to or from the underlying fund, and we must follow this instruction. We reserve the right to administer and collect on behalf of an underlying fund any redemption fee imposed by an underlying fund. Market timing policies and procedures adopted by underlying funds may affect your investment in the contract in several ways, including but not limited to:

•	Each fund may restrict or refuse trading activity that the fund determines, in its sole discretion, represents market timing.

•	Even if we determine that your transfer activity does not constitute market timing under the market timing policies described above which we apply to transfers you make under the contract, it is possible that the underlying fund’s market timing policies and procedures, including instructions we receive from a fund may require us to reject your transfer request. For example, while we disregard transfers permitted under any asset allocation, dollar-cost averaging and asset rebalancing programs that may be described in this prospectus, we cannot guarantee that an underlying fund’s market timing policies and procedures will do so. Orders we place to purchase fund shares for the variable account are subject to acceptance by the fund. We reserve the right to reject without prior notice to you any transfer request if the fund does not accept our order.

RIVERSOURCE INNOVATIONS CLASSIC VARIABLE ANNUITY — PROSPECTUS 35

•	Each underlying fund is responsible for its own market timing policies, and we cannot guarantee that we will be able to implement specific market timing policies and procedures that a fund has adopted. As a result, a fund’s returns might be adversely affected, and a fund might terminate our right to offer its shares through the variable account.

•	Funds that are available as investment options under the contract may also be offered to other intermediaries who are eligible to purchase and hold shares of the fund, including without limitation, separate accounts of other insurance companies and certain retirement plans. Even if we are able to implement a fund’s market timing policies, we cannot guarantee that other intermediaries purchasing that same fund’s shares will do so, and the returns of that fund could be adversely affected as a result.

For more information about the market timing policies and procedures of an underlying fund, the risks that market timing pose to that fund, and to determine whether an underlying fund has adopted a redemption fee, see that fund’s prospectus.

HOW TO REQUEST A TRANSFER OR WITHDRAWAL

 1 By letter

Send your name, contract number, Social Security Number or Taxpayer Identification Number* and signed request for a transfer or withdrawal to our corporate office:

RiverSource Life Insurance Company
829 Ameriprise Financial Center
Minneapolis, MN 55474

Minimum amount
Transfers or withdrawals:  $500 or entire account balance

Maximum amount
Transfers or withdrawals:  Contract value or entire account balance

*	Failure to provide a Social Security Number or Taxpayer Identification Number may result in mandatory tax withholding on the taxable portion of the distribution.

 2  By automated transfers and automated partial withdrawals

Your investment professional can help you set up automated transfers or partial withdrawals among your GPAs, one-year fixed account or the subaccounts.

You can start or stop this service by written request or other method acceptable to us.

You must allow 30 days for us to change any instructions that are currently in place.

•	Automated transfers from the one-year fixed account to any one of the subaccounts may not exceed an amount that, if continued, would deplete the one-year fixed account within 12 months. For contracts issued before June 16, 2003, we have removed this restriction, and you may transfer contract values from the one-year fixed account to the subaccounts at any time. We will inform you at least 30 days in advance of the day we intend to reimpose this restriction.

For contracts with applications signed on or after June 16, 2003, the time limitations on transfers from the one-year fixed account will be enforced, and transfers out of the one-year fixed account are limited to 30% of the one-year fixed account values at the beginning of the contract year or $10,000, whichever is greater.

•	Automated withdrawals may be restricted by applicable law under some contracts.

•	You may not make additional purchase payments if automated partial withdrawals are in effect.

•	Automated partial withdrawals may result in income taxes and penalties on all or part of the amount withdrawn.

Minimum amount
Transfers or withdrawals:  $100 monthly
                           $250 quarterly, semiannually or annually

 3 By phone

Call:
1-800-333-3437

Minimum amount
Transfers or withdrawals:  $500 or entire account balance

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Maximum amount
Transfers:                           Contract value or entire account balance
Withdrawals:                      $25,000

We answer telephone requests promptly, but you may experience delays when the call volume is unusually high. If you are unable to get through, use the mail procedure as an alternative.

We will honor any telephone transfer or withdrawal requests that we believe are authentic and we will use reasonable procedures to confirm that they are. This includes asking identifying questions and recording calls. We will not allow a telephone withdrawal within 30 days of a phoned-in address change. As long as we follow the procedures, we (and our affiliates) will not be liable for any loss resulting from fraudulent requests.

Telephone transfers and withdrawals are automatically available. You may request that telephone transfers and withdrawals not be authorized from your account by writing to us.

Withdrawals

You may withdraw all or part of your contract at any time before annuity payouts begin by sending us a written request or calling us. If we receive your withdrawal request in good order at our corporate office before the close of business, we will process your withdrawal using accumulation unit value we calculate on the valuation date we received your withdrawal request. If we receive your withdrawal request our corporate office at or after the close of business, we will process your withdrawal using the accumulation unit value we calculate on the next valuation date after we received your withdrawal request. We may ask you to return the contract. You may have to pay a contract administrative charge, withdrawal charges or any applicable optional rider charges (see “Charges”) and federal income taxes and penalties. State and local income taxes may also apply (see “Taxes”). In addition, purchase payment credits may be reversed. You cannot make withdrawals after annuity payouts begin except under Plan E. (See “The Annuity Payout Period — Annuity Payout Plans.”)

Any partial withdrawals you take under the contract will reduce your contract value. As a result, the value of your death benefit or any optional benefits you have elected will also be reduced (see “Optional Benefits”). In addition, withdrawals you are required to take to satisfy RMDs under the Code may reduce the value of certain death benefits and optional benefits (see “Taxes — Qualified Annuities — Required Minimum Distributions”).

WITHDRAWAL POLICIES
If you have a balance in more than one account and you request a partial withdrawal, we will automatically withdraw from all your subaccounts, GPAs and/or the one-year fixed account in the same proportion as your value in each account correlates to your total contract value, unless requested otherwise. After executing a partial withdrawal, the value in the one-year fixed account and each GPA and subaccount must be either zero or at least $50.

RECEIVING PAYMENT
By regular or express mail:

•	payable to you;

•	mailed to address of record.

NOTE: We will charge you a fee if you request express mail delivery.

Normally, we will send the payment within seven days after receiving your request in good order. However, we may postpone the payment if:

–	the withdrawal amount includes a purchase payment check that has not cleared;

–	the NYSE is closed, except for normal holiday and weekend closings;

–	trading on the NYSE is restricted, according to SEC rules;

–	an emergency, as defined by SEC rules, makes it impractical to sell securities or value the net assets of the accounts; or

–	the SEC permits us to delay payment for the protection of security holders.

TSA — Special Provisions

PARTICIPANTS IN TAX-SHELTERED ANNUITIES
If the contract is intended to be used in connection with an employer sponsored 403(b) plan, additional rules relating to this contract can be found in the annuity endorsement for tax sheltered 403(b) annuities. Unless we have made special arrangements with your employer, the contract is not intended for use in connection with an employer sponsored 403(b) plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). In the event that the

RIVERSOURCE INNOVATIONS CLASSIC VARIABLE ANNUITY — PROSPECTUS 37

employer either by affirmative election or inadvertent action causes contributions under a plan that is subject to ERISA to be made to this contract, we will not be responsible for any obligations and requirements under ERISA and the regulations thereunder, unless we have prior written agreement with the employer. You should consult with your employer to determine whether your 403(b) plan is subject to ERISA.

In the event we have a written agreement with your employer to administer the plan pursuant to ERISA, special rules apply as set forth in the TSA endorsement.

The employer must comply with certain nondiscrimination requirements for certain types of contributions under a TSA contract to be excluded from taxable income. You should consult your employer to determine whether the nondiscrimination rules apply to you.

The Code imposes certain restrictions on your right to receive early distributions from a TSA:

•	Distributions attributable to salary reduction contributions (plus earnings) made after Dec. 31, 1988, or to transfers or rollovers from other contracts, may be made from the TSA only if:

–	you are at least age 59 1/2;

–	you are disabled as defined in the Code;

–	you severed employment with the employer who purchased the contract;

–	the distribution is because of your death;

–	the distribution is due to plan termination; or

–	you are a military reservist.

•	If you encounter a financial hardship (as provided by the Code), you may be eligible to receive a distribution of all contract values attributable to salary reduction contributions made after Dec. 31, 1988, but not the earnings on them.

•	Even though a distribution may be permitted under the above rules, it may be subject to IRS taxes and penalties (see “Taxes”)

•	The above restrictions on distributions do not affect the availability of the amount credited to the contract as of Dec. 31, 1988. The restrictions also do not apply to transfers or exchanges of contract value within the contract, or to another registered variable annuity contract or investment vehicle available through the employer.

Changing Ownership

You may change ownership of your nonqualified annuity at any time by completing a change of ownership form we approve and sending it to our corporate office. The change will become binding on us when we receive and record it. We will honor any change of ownership request received in good order that we believe is authentic and we will use reasonable procedures to confirm authenticity. If we follow these procedures, we will not take any responsibility for the validity of the change.

If you have a nonqualified annuity, you may incur income tax liability by transferring, assigning or pledging any part of it. (See “Taxes.”)

If you have a qualified annuity, you may not sell, assign, transfer, discount or pledge your contract as collateral for a loan, or as security for the performance of an obligation or for any other purpose except as required or permitted by the Code. However, if the owner is a trust or custodian, or an employer acting in a similar capacity, ownership of the contract may be transferred to the annuitant.

Please consider carefully whether or not you wish to change ownership of your annuity contract. If you elected any optional contract features or riders, the new owner and annuitant will be subject to all limitations and/or restrictions of those features or riders just as if they were purchasing a new contract. If you have a GMIB and/or Benefit Protector Plus Death Benefit rider, the rider will terminate upon transfer of ownership of your annuity contract. Continuance of the Benefit Protector rider is optional. (see “Optional Benefits”).

Benefits in Case of Death

There are three death benefit options under your contract:

•	Return of Purchase Payments death benefit (ROP);

•	Maximum Anniversary Value death benefit (MAV); and

•	Enhanced Death Benefit (EDB).

If it is available in your state and if both you and the annuitant are 79 or younger at contract issue, you can elect any one of the above death benefits. If either you or the annuitant are 80 or older at contract issue, the ROP death benefit will apply. If

 38  RIVERSOURCE INNOVATIONS CLASSIC VARIABLE ANNUITY — PROSPECTUS

you select a GMIB, you must elect either the MAV death benefit or the EDB. Once you elect a death benefit option, you cannot change it. We show the option that applies in your contract. The combination of the contract, withdrawal charge schedule and death benefit option you select determines the mortality and expense risk fee that is assessed against the subaccounts. (See “Charges — Mortality and Expense Risk Fee.”)

Under all options, we will pay the death benefit to your beneficiary upon the earlier of your death or the annuitant’s death if you die before the retirement start date while this contract is in force. We will base the benefit paid on the death benefit coverage you chose when you purchased the contract. If a contract has more than one person as the owner, we will pay benefits upon the first to die of any owner or the annuitant.

RETURN OF PURCHASE PAYMENTS DEATH BENEFIT

The ROP death benefit is intended to help protect your beneficiaries financially in that they will never receive less than your purchase payments adjusted for withdrawals. If you or the annuitant die before annuity payouts begin while this contract is in force, we will pay the beneficiary the greater of these two values less any purchase payment credits subject to reversal, minus any applicable rider charges:

1.	contract value; or

2.	total purchase payments plus purchase payments credits applied to the contract minus adjusted partial withdrawals.

Adjusted partial withdrawals for the ROP or MAV death benefit	=	PW × DB CV

PW = the amount by which the contract value is reduced as a result of the partial withdrawal.

DB = the death benefit on the date of (but prior to) the partial withdrawal.

CV = contract value on the date of (but prior to) the partial withdrawal.

Example

•	You purchase the contract with a payment of $20,000.

•	On the first contract anniversary you make an additional purchase payment of $5,000.

•	During the second contract year the contract value falls to $22,000 and you take a $1,500 partial withdrawal.

•	During the third contract year the contract value grows to $23,000.

We calculate the ROP death benefit as follows:
Contract value at death:	$23,000.00

Purchase payments and purchase payment credits minus adjusted partial withdrawals:
Total purchase payments and purchase payment credits:	$25,000.00
minus adjusted partial withdrawals calculated as:
$1,500 × $25,000 =	–1,704.55
$22,000

for a death benefit of:	$23,295.45

ROP death benefit, calculated as the greatest of these two values:	$23,295.45

MAXIMUM ANNIVERSARY VALUE DEATH BENEFIT
The MAV death benefit is intended to help protect your beneficiaries financially while your investments have the opportunity to grow. This is an optional benefit that you may select for an additional charge (see “Charges”). The MAV death benefit does not provide any additional benefit before the first contract anniversary and it may not be appropriate for issue ages 75 to 79 because the benefit values may be limited at age 81. Be sure to discuss with your investment professional whether or not the MAV death benefit is appropriate for your situation.

If the MAV death benefit is available in your state and both you and the annuitant are age 79 or younger at contract issue, you may choose to add the MAV death benefit to your contract at the time of purchase. Once you select the MAV death benefit, you may not cancel it. If you choose to add a GMIB rider to your contract, you must elect either the MAV death benefit or the EDB.

The MAV death benefit provides that if you or the annuitant die before annuity payouts begin while this contract is in force, we will pay the beneficiary the greatest of these three values amounts less any purchase payment credits subject to reversal, minus any applicable rider charges:

1.	contract value;

RIVERSOURCE INNOVATIONS CLASSIC VARIABLE ANNUITY — PROSPECTUS 39

2.	total purchase payments plus purchase payment credits applied to the contract minus adjusted partial withdrawals; or

3.	the MAV on the date of death.

Maximum anniversary value (MAV): MAV is a value we calculate on each contract anniversary through age 80. There is no MAV prior to the first contract anniversary. On the first contract anniversary we set the MAV equal to the highest of: (a) your current contract value, or (b) total purchase payments and purchase payment credits minus adjusted partial withdrawals. Every contract anniversary after that, through age 80, we compare the previous anniversary’s MAV (plus any purchase payments and purchase payment credits since that anniversary minus adjusted partial withdrawals since that anniversary) to the current contract value and we reset the MAV to the highest value. We stop resetting the MAV when you or the annuitant reach age 81. However, we continue to add subsequent purchase payments and purchase payment credits and subtract adjusted partial withdrawals from the MAV.

Example

•	You purchase the contract with a payment of $20,000.

•	On the first contract anniversary the contract value grows to $24,000.

•	During the second contract year the contract value falls to $22,000, at which point you take a $1,500 partial withdrawal, leaving a contract value of $20,500.

We calculate the MAV death benefit as follows:
Contract value at death:	$20,500.00

Purchase payments and purchase payment credits minus adjusted partial withdrawals:
Total purchase payments and purchase payment credits:	$20,000.00
minus the death benefit adjusted partial withdrawals, calculated as:
$1,500 × $20,000 $22,000 =	–1,363.64
for a death benefit of:	$18,636.36

The MAV immediately preceding the date of death:
Greatest of your contract anniversary contract values:	$24,000.00
plus purchase payments and purchase payment credits made since that anniversary:	+0.00
minus the death benefit adjusted partial withdrawals, calculated as:
$1,500 × $24,000 $22,000 =	–1,636.36
for a death benefit of:	$22,363.64

The MAV death benefit, calculated as the greatest of these three values:	$22,363.64

ENHANCED DEATH BENEFIT
The EDB is intended to help protect your beneficiaries financially while your investments have the opportunity to grow. This is an optional benefit that you may select for an additional charge (see “Charges”). The EDB does not provide any additional benefit before the first contract anniversary and it may not be appropriate for issue ages 75 to 79 because the benefit values may be limited at age 81. Benefit Protector and Benefit Protector Plus are not available with EDB. Be sure to discuss with your investment professional whether or not the EDB is appropriate for your situation.

If the EDB is available in your state and both you and the annuitant are 79 or younger at contract issue, you may choose to add the EDB rider to your contract at the time of purchase. If you choose to add a GMIB to your contract, you must elect either the MAV death benefit or the EDB.

The EDB provides that if you or the annuitant die before annuity payouts begin while this contract is in force, we will pay the beneficiary the greatest of these four values, less any purchase payment credits subject to reversal, minus any applicable rider charges:

1.	contract value;

2.	total purchase payments plus purchase payment credits applied to the contract minus adjusted partial withdrawals;

3.	the MAV on the date of death; or

4.	the 5% rising floor.

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5% rising floor: This is the sum of the value of your GPAs, the one-year fixed account and the variable account floor. There is no variable account floor prior to the first contract anniversary. On the first contract anniversary, we establish the variable account floor as:

•	the amounts allocated to the subaccounts at issue increased by 5%,

•	plus any subsequent amounts allocated to the subaccounts,

•	minus adjusted transfers and partial withdrawals from the subaccounts.

Thereafter, we continue to add subsequent amounts allocated to the subaccounts and subtract adjusted transfers and partial withdrawals from the subaccounts. On each contract anniversary after the first, through age 80, we add an amount to the variable account floor equal to 5% of the prior anniversary’s variable account floor. We stop adding this amount after you or the annuitant reach age 81.

5% rising floor adjusted transfers or partial withdrawals	=	PWT × VAF SV

PWT	=	the amount by which the contract value in the subaccounts is reduced as a result of the partial withdrawal or transfer from the subaccounts.
VAF	=	variable account floor on the date of (but prior to) the transfer or partial withdrawal.
SV	=	value of the subaccounts on the date of (but prior to) the transfer or partial withdrawal.

Example

•	You purchase the contract with a payment of $25,000 with $5,000 allocated to the one-year fixed account and $20,000 allocated to the subaccounts.

•	On the first contract anniversary the one-year fixed account value is $5,200 and the subaccount value is $17,000. Total contract value is $22,200.

•	During the second contract year, the one-year fixed account value is $5,300 and the subaccount value is $19,000. Total contract value is $24,300. You take a $1,500 partial withdrawal all from the subaccounts, leaving the contract value at $22,800.

The death benefit is calculated as follows:
Contract value at death:	$22,800.00

Purchase payments and purchase payment credits minus adjusted partial withdrawals:
Total purchase payments and purchase payment credits:	$25,000.00
minus adjusted partial withdrawals, calculated as:
$1,500 × $25,000 $24,300 =	–1,543.21
for a return of purchase payments death benefit of:	$23,456.79

The MAV immediately preceding the date of death:
Greatest of your contract anniversary contract values:	$25,000.00
plus purchase payments and purchase payment credits made since the prior anniversary:	+0.00
minus adjusted partial withdrawals made since that anniversary, calculated as:
$1,500 × $25,000 $24,300 =	–1,543.21
for a MAV death benefit of:	$23,456.79

RIVERSOURCE INNOVATIONS CLASSIC VARIABLE ANNUITY — PROSPECTUS 41

The 5% rising floor:
The variable account floor on the first contract anniversary, calculated as: 1.05 x $20,000 =	$21,000.00
plus amounts allocated to the subaccounts since that anniversary:	+0.00
minus the 5% rising floor adjusted partial withdrawal from the subaccounts, calculated as:
$1,500 × $21,000 $19,000 =	–$1,657.89
variable account floor benefit:	$19,342.11
plus the one-year fixed account value:	+5,300.00
5% rising floor (value of the GPAs, one-year fixed account and the variable account floor):	$24,642.11

EDB, calculated as the greatest of these three values, which is the 5% rising floor:	$24,642.11

IF YOU DIE BEFORE YOUR RETIREMENT DATE
When paying the beneficiary, we will process the death claim on the valuation date our death claim requirements are fulfilled. We will determine the contract’s value using the accumulation unit value we calculate on that valuation date. We pay interest, if any, at a rate no less than required by law. If requested, we will mail payment to the beneficiary within seven days after our death claim requirements are fulfilled.

Nonqualified annuities
If your spouse is sole beneficiary and you die before the retirement date, your spouse may keep the contract as owner with the contract value equal to the death benefit that would otherwise have been paid. To do this your spouse must give us written instructions to continue the contract as owner. There will be no withdrawal charges on the contract from that point forward unless additional purchase payments are made. If you elected any optional contract features or riders, your spouse and the new annuitant (if applicable) will be subject to all limitations and/or restrictions of those features or riders just as if they were purchasing a new contract. The GMIB and Benefit Protector Plus riders, if selected, will terminate. Continuance of the Benefit Protector rider is optional. (See “Optional Benefits.”)

If your beneficiary is not your spouse, we will pay the beneficiary in a single sum unless you give us other written instructions. Generally, we must fully distribute the death benefit within five years of your death. However, the beneficiary may receive payouts under any annuity payout plan available under this contract if:

•	the beneficiary asks us in writing within 60 days after the day on which all documents have been received that prove your death has occurred; and

•	payouts begin no later than one year after your death, or other date as permitted by the IRS; and

•	the payout period does not extend beyond the beneficiary’s life or life expectancy.

Qualified annuities

•	Spouse beneficiary: If you have not elected an annuity payout plan, and if your spouse is the sole beneficiary, your spouse may either elect to treat the contract as his/her own, so long as he or she is eligible to do so, or elect an annuity payout plan or another plan agreed to by us. If your spouse elects a payout option, the payouts must begin no later than the year in which you would have reached age 70 1/2. If you attained age 70 1/2 at the time of death, payouts must begin no later than Dec. 31 of the year following the year of your death.

Your spouse may elect to assume ownership of the contract at any time before annuity payouts begin. If your spouse elects to assume ownership of the contract, the contract value will be equal to the death benefit that would otherwise have been paid. There will be no withdrawal charges on the contract from that point forward unless additional purchase payments are made. If you elected any optional contract features or riders, your spouse and the new annuitant (if applicable) will be subject to all limitations and/or restrictions of those features or riders just as if they were purchasing a new contract. The GMIB and the Benefit Protector Plus riders, if selected, will terminate. Continuance of the Benefit Protector rider is optional. (See “Optional Benefits.”)

•	Non-spouse beneficiary: If you have not elected an annuity payout plan, and if death occurs prior to the year you would have attained age 70 1/2, the beneficiary may elect to receive payouts from the contract over a five year period. If your beneficiary does not elect a five year payout, or if your death occurs after attaining age 70 1/2, we will pay the beneficiary in a single sum unless the beneficiary elects to receive payouts under any payout plan available under this contract if:

•	the beneficiary asks us in writing within 60 days after the day on which all documents have been received that prove your death has occurred; and

 42  RIVERSOURCE INNOVATIONS CLASSIC VARIABLE ANNUITY — PROSPECTUS

•	payouts begin no later than one year following the year of your death; and

•	the payout period does not extend beyond the beneficiary’s life or life expectancy.

If a beneficiary elects an alternative payment plan which is an inherited IRA, all optional death benefits and living benefits will terminate. In the event of your beneficiary’s death, their beneficiary can elect to take a lump sum payment or to continue the alternative payment plan following the schedule of minimum withdrawals established based on the life expectancy of your beneficiary.

•	Annuity payout plan: If you elect an annuity payout plan which guarantees payouts to a beneficiary after your death, the payouts to your beneficiary will continue pursuant to the annuity payout plan you elect.

Optional Benefits

The assets held in our general account support the guarantees under your contract, including optional death benefits and optional living benefits. To the extent that we are required to pay you amounts in addition to your contract value under these benefits, such amounts will come from our general account assets. You should be aware that our general account is exposed to the risks normally associated with a portfolio of fixed-income securities, including interest rate, option, liquidity and credit risk. The financial statements contained in the SAI include a further discussion of the risks inherent within the investments of the general account.

GUARANTEED MINIMUM INCOME BENEFIT RIDER (GMIB)
There are two GMIB rider options available under your contract. Both GMIB riders are intended to provide you with a guaranteed minimum lifetime income regardless of the volatility inherent in the investments in the subaccounts. If you select either GMIB rider option:

•	you must hold the GMIB for 7 years,

•	the GMIB rider terminates* 30 days following the contract anniversary after the annuitant’s 86th birthday,

•	you can only exercise the GMIB within 30 days after a contract anniversary, and

•	there are additional costs associated with the rider.

*	The rider and annual fee terminate 30 days following the contract anniversary after the annuitant’s 86th birthday; however, if you exercise the GMIB rider before this time, your benefits will continue according to the annuity payout plan you have selected.

If you are purchasing the contract as a qualified annuity, such as an IRA, and you are planning to begin annuity payouts after the date on which minimum distributions required by the IRS must begin, you should consider whether the GMIB is appropriate for you. Partial withdrawals you take from the contract, including those taken to satisfy RMDs, will reduce the GMIB benefit base (defined below), which in turn may reduce or eliminate the amount of any annuity payments available under the rider (see “Taxes — Qualified Annuities — Required Minimum Distributions”). Consult a tax advisor before you purchase any GMIB with a qualified annuity, such as an IRA.

If either GMIB rider is available in your state and the annuitant is 75 or younger at contract issue, you may choose to add this optional benefit at the time you purchase your contract for an additional charge. If the annuitant is between age 73 and age 75 at contract issue, you should consider whether a GMIB rider is appropriate for your situation. Be sure to discuss with your investment professional whether either GMIB rider option is appropriate for your situation.

The amount of the fee is determined by the GMIB rider option you select (see “Charges — GMIB Rider Fee”). If you select a GMIB rider, you must also elect the MAV death benefit or the EDB at the time you purchase your contract. The PCR rider is not available with either GMIB rider. The effective date of the GMIB rider will be the contract issue date.

In some instances, we may allow you to add a GMIB rider to your contract at a later date if it was not available when you initially purchased your contract. In these instances, we would add the GMIB rider on the next contract anniversary and this would become the rider effective date. For purposes of calculating the GMIB benefit base under these circumstances, we consider the contract value on the rider effective date to be the initial purchase payment; we disregard all previous purchase payments, purchase payment credits, transfers and withdrawals in the GMIB calculations.

Investment selection: Under either GMIB rider, you may allocate your purchase payments and purchase payment credits or transfers to any of the subaccounts, the GPAs or the one-year fixed account. However, we reserve the right to limit the amount you allocate to subaccounts investing in RiverSource Variable Portfolio — Cash Management Fund to 10% of the total amount in the subaccounts. If we are required to activate this restriction, and you have more than 10% of your subaccount value in this fund, we will send you a notice and ask that you reallocate your contract value so that the 10% limitation is satisfied within 60 days. We will terminate the GMIB rider if you have not satisfied the limitation after 60 days.

RIVERSOURCE INNOVATIONS CLASSIC VARIABLE ANNUITY — PROSPECTUS 43

You may select one of the following GMIB rider options:

•	GMIB – Maximum Anniversary Value (MAV); or

•	GMIB – 6% Rising Floor.

GMIB – MAV
GMIB benefit base:
If the GMIB – MAV is elected at contract issue, the GMIB benefit base is the greatest of these three values:

1.	contract value;

2.	total purchase payments and purchase payment credits minus adjusted partial withdrawals; or

3.	the MAV.

MAV is a value we calculate on the first contract anniversary as the highest of: (a) your current contract value, or (b) total purchase payments and purchase payment credits minus adjusted partial withdrawals. There is no MAV prior to the first contact anniversary. Every contract anniversary after that through age 80, we compare the previous anniversary’s MAV (plus any purchase payments and purchase payment credits since that anniversary minus adjusted partial withdrawals since that anniversary) to the current contract value and we reset the MAV to the highest value. We stop resetting the MAV after you or the annuitant reach age 81. However, we continue to add subsequent purchase payments and purchase payment credits and subtract adjusted partial withdrawals from the MAV.

Keep in mind, the MAV is limited at age 81.

We reserve the right to exclude from the GMIB benefit base any purchase payment and purchase payment credits made in the five years before you exercise the GMIB – MAV. We would do so only if such payments and credit total $50,000 or more or if they are 25% or more of total contract payments and credits. If we exercise this right, we subtract each payment and purchase payment credit adjusted for market value from the contract value and the MAV.

For each payment and purchase payment credit, we calculate the market value adjustment to the contract value and the MAV as:

PMT × CVG ECV

PMT =	each purchase payment and purchase payment credit made in the five years before you exercise the GMIB – MAV.

    CVG = current contract value at the time you exercise the GMIB – MAV.

ECV =	the estimated contract value on the anniversary prior to the payment in question. We assume that all payments, purchase payment credits and partial withdrawals occur at the beginning of a contract year.

Exercising the GMIB – MAV:

•	you may only exercise the GMIB – MAV within 30 days after any contract anniversary following the expiration of a seven-year waiting period from the rider effective date.

•	the annuitant must be between 50 and 86 years old on the date the rider is exercised.

•	you can only take an annuity payout under one of the following annuity payout plans:

– Plan A — Life Annuity — no refund

– Plan B — Life Annuity with ten years certain

– Plan D — Joint and last survivor life annuity — no refund

•	You may change the annuitant for the payouts.

When you exercise your GMIB – MAV, you may select a fixed or variable annuity payout plan. Fixed annuity payouts are calculated using the annuity purchase rates based on the “1983 Individual Annuitant Mortality Table A” with 100% Projection Scale G and an interest rate of 3%. Your annuity payouts remain fixed for the lifetime of the annuity payout period.

 44  RIVERSOURCE INNOVATIONS CLASSIC VARIABLE ANNUITY — PROSPECTUS

First year variable annuity payouts are calculated in the same manner as fixed annuity payouts. Once calculated, your annuity payouts remain unchanged for the first year. After the first year, subsequent annuity payouts are variable and depend on the performance of the subaccounts you select. Variable annuity payouts after the first year are calculated using the following formula:

Pt–1 (1 + i) 1.05	= Pt

Pt–1	= prior annuity payout
Pt	= current annuity payout
i	= annualized subaccount performance

Each subsequent variable annuity payout could be more or less than the previous variable annuity payout if the subaccount investment performance is greater or less than the 5% assumed investment rate. If your subaccount performance equals 5%, your annuity payout will be unchanged from the previous annuity payout. If your subaccount performance is in excess of 5%, your variable annuity payout will increase from the previous annuity payout. If your subaccount investment performance is less than 5%, your variable annuity payout will decrease from the previous annuity payout.

The GMIB – MAV benchmarks the contract growth at each anniversary against several comparison values and sets the GMIB benefit base equal to the largest value of the MAV, purchase payments and purchase payment credits minus adjusted partial withdrawals or the contract value. The GMIB benefit base, less any applicable premium tax, is the value we apply to the GMIB – MAV annuity purchase described above. If the GMIB benefit base is greater than the contract value, the GMIB – MAV may provide a higher annuity payout level than is otherwise available. However, the GMIB – MAV uses guaranteed annuity purchase rates which may result in annuity payouts that are less than those using the annuity purchase rates that we will apply at annuitization under the standard contract provisions. Therefore, the level of income provided by the GMIB – MAV may be less than the income the contract otherwise provided. If the annuity payouts through the standard contract provisions are more favorable than the payouts available through the GMIB – MAV, you will receive the higher standard payout. The GMIB – MAV does not create contract value or guarantee the performance of any investment option.

Terminating the GMIB – MAV:

•	You may terminate the GMIB – MAV within 30 days after the first rider anniversary.

•	You may terminate the GMIB – MAV any time after the seventh rider anniversary.

•	The GMIB – MAV will terminate on the date:

– you make a full withdrawal from the contract;

– a death benefit is payable; or

– you choose to begin taking annuity payouts under the regular contract provisions.

•	The GMIB – MAV will terminate* 30 days following the contract anniversary after the annuitant’s 86th birthday.

*	The rider and annual fee terminate 30 days following the contract anniversary after the annuitant’s 86th birthday, however, if you exercise the GMIB rider before this time, your benefits will continue according to the annuity payout plan you have selected.

Example

•	You purchase the contract during the 2004 calendar year with a payment of $100,000 and we add a $1,000 purchase payment credit to your contract. You allocate all your purchase payments and purchase payment credits to the subaccounts.

•	There are no additional purchase payments and no partial withdrawals.

•	Assume the annuitant is male and age 55 at contract issue. For the joint and last survivor option (annuity payout Plan D), the joint annuitant is female and age 55 at contract issue.

RIVERSOURCE INNOVATIONS CLASSIC VARIABLE ANNUITY — PROSPECTUS 45

Taking into account fluctuations in contract value due to market conditions, we calculate the GMIB benefit base as:

Contract				GMIB
anniversary	Contract value	Purchase payments	MAV	benefit base

1	$107,000	$101,000	$107,000

2	125,000	101,000	125,000

3	132,000	101,000	132,000

4	150,000	101,000	150,000

5	85,000	101,000	150,000

6	120,000	101,000	150,000

7	138,000	101,000	150,000	$150,000

8	152,000	101,000	152,000	152,000

9	139,000	101,000	152,000	152,000

10	126,000	101,000	152,000	152,000

11	138,000	101,000	152,000	152,000

12	147,000	101,000	152,000	152,000

13	163,000	101,000	163,000	163,000

14	159,000	101,000	163,000	163,000

15	215,000	101,000	215,000	215,000

NOTE: The MAV value is limited at age 81, but, the GMIB benefit base may increase if the contract value increases. However, you should keep in mind that you are always entitled to annuitize using the contract value without exercising the GMIB.

If you annuitize the contract within 30 days after a contract anniversary, the payout under a fixed annuity option (which is the same as the minimum payout for the first year under a variable annuity option) would be:

			Minimum Guaranteed Monthly Income
Contract		Plan A –	Plan B –	Plan D – joint and
anniversary	GMIB	life annuity —	life annuity with	last survivor life
at exercise	benefit base	no refund	ten years certain	annuity — no refund

10	$152,000 (MAV)	$784.32	$763.04	$627.76

15	215,000 (Contract Value = MAV)	1,268.50	1,210.45	982.55

The payouts above are based on the “1983 Individual Annuitant Mortality Table A” with 100% Projection Scale G and interest rate of 3%. Payouts under the standard provisions of this contract will be based on our annuity rates in effect at annuitization and are guaranteed to be greater than or equal to the guaranteed annuity rates stated in Table B of the contract. The fixed annuity payout available under the standard provisions of this contract would be at least as great as shown below:

Contract		Plan A –	Plan B –	Plan D – joint and
anniversary		life annuity —	life annuity with	last survivor life
at exercise	Contract value	no refund	ten years certain	annuity — no refund

10	$126,000	$650.16	$632.52	$520.38

15	215,000	1,268.50	1,210.45	982.55

In the above example, at the 15th contract anniversary you would not experience a benefit from the GMIB as the payout available to you is equal to or less than the payout available under the standard provisions of the contract. When the GMIB – MAV payout is less than the payout available under the standard provisions of the contract, you will receive the higher standard payout.

Remember that after the first year, lifetime income payouts under a variable annuity payout option will depend on the investment performance of the subaccounts you select. If your subaccount performance is 5%, your annuity payout will be unchanged from the previous annuity payout. If your subaccount performance is in excess of 5%, your variable annuity payout will increase from the previous annuity payout. If your subaccount investment performance is less than 5%, your variable annuity payout will decrease from the previous annuity payout.

 46  RIVERSOURCE INNOVATIONS CLASSIC VARIABLE ANNUITY — PROSPECTUS

GMIB – 6% Rising Floor
GMIB benefit base:
If the GMIB – 6% Rising Floor is elected at contract issue, the GMIB benefit base is the greatest of these three values:

1.	contract value;

2.	total purchase payments and purchase payment credits minus adjusted partial withdrawals; or

3.	the 6% rising floor.

6% rising floor: This is the sum of the value of the GPAs, one-year fixed account and the variable account floor. We calculate the variable account floor on each contract anniversary through age 80. There is no variable account floor prior to the first contract anniversary. On the first contract anniversary, we set the variable account floor equal to:

•	the initial purchase payments and purchase payment credits allocated to the subaccounts increased by 6%;

•	plus any subsequent amounts allocated to the subaccounts; and

•	minus adjusted transfers or partial withdrawals from the subaccounts.

Every contract anniversary after that, through age 80, we reset the variable account floor by accumulating the prior anniversary’s variable account floor at 6% then adding any subsequent amounts allocated to the subaccounts and subtracting any adjusted transfers or partial withdrawals from the subaccounts. We stop resetting the variable account floor after you or the annuitant reach age 81. However, we continue to add subsequent amounts you allocate to the subaccounts and subtract adjusted transfers or partial withdrawals from the subaccounts. We calculate adjusted transfers or partial withdrawals for the 6% rising floor using the same formula as adjusted transfers or partial withdrawals for the 5% rising floor.

Keep in mind that the 6% rising floor is limited at age 81.

We reserve the right to exclude from the GMIB benefit base any purchase payments and purchase payment credits you make in the five years before you exercise the GMIB. We would do so only if such payments total $50,000 or more or if they are 25% or more of total contract payments and credits. If we exercise this right, we:

•	subtract each payment adjusted for market value from the contract value.

•	subtract each payment from the 6% rising floor. We adjust the payments made to the GPAs and the one-year fixed account for market value. We increase payments allocated to the subaccounts by 6% for the number of full contract years they have been in the contract before we subtract them from the 6% rising floor.

For each payment and purchase payment credit, we calculate the market value adjustment to the contract value, the GPAs and the one-year fixed account value of the 6% rising floor as:

PMT × CVG ECV

PMT =	each purchase payment and purchase payment credit made in the five years before you exercise the GMIB.

    CVG = current contract value at the time you exercise the GMIB.

ECV =	the estimated contract value on the anniversary prior to the payment in question. We assume that all payments, purchase payment credits and partial withdrawals occur at the beginning of a contract year.
For each payment, we calculate the 6% increase of payments allocated to the subaccounts as:

PMT × (1.06)CY

CY =	the full number of contract years the payment has been in the contract.

Exercising the GMIB – 6% Rising Floor:

•	you may only exercise the GMIB – 6% Rising Floor within 30 days after any contract anniversary following the expiration of a seven-year waiting period from the rider effective date.

•	the annuitant must be between 50 and 86 years old on the date the rider is exercised.

•	you can only take an annuity payout under one of the following annuity payout plans:

– Plan A — Life Annuity — no refund

– Plan B — Life Annuity with ten years certain

– Plan D — Joint and last survivor life annuity — no refund

•	You may change the annuitant for the payouts.

When you exercise your GMIB – 6% Rising Floor, you may select a fixed or variable annuity payout plan. Fixed annuity payouts are calculated using the annuity purchase rates based on the “1983 Individual Annuitant Mortality Table A” with

RIVERSOURCE INNOVATIONS CLASSIC VARIABLE ANNUITY — PROSPECTUS 47

100% Projection Scale G and an interest rate of 2.5%. Your annuity payouts remain fixed for the lifetime of the annuity payout period.

First year variable annuity payouts are calculated in the same manner as fixed annuity payouts. Once calculated, your annuity payouts remain unchanged for the first year. After the first year, subsequent annuity payouts are variable and depend on the performance of the subaccounts you select. Variable annuity payouts are calculated using the following formula:

Pt–1 (1 + i) 1.05	= Pt

Pt–1	= prior annuity payout
Pt	= current annuity payout
i	= annualized subaccount performance

Each subsequent variable annuity payout could be more or less than the previous variable annuity payout if the subaccount investment performance is greater or less than the 5% assumed investment rate. If your subaccount performance equals 5%, your annuity payout will be unchanged from the previous annuity payout. If your subaccount performance is in excess of 5%, your variable annuity payout will increase from the previous annuity payout. If your subaccount investment performance is less than 5%, your variable annuity payout will decrease from the previous annuity payout.

The GMIB – 6% Rising Floor benchmarks the contract growth at each anniversary against several comparison values and sets the GMIB benefit base equal to the largest value of the 6% rising floor, ROP or contract value. The GMIB benefit base, less any applicable premium tax, is the value we apply to the guaranteed annuity purchase rates we use in the 2.5% Table to calculate the minimum annuity payouts you will receive if you exercise the GMIB – 6% Rising Floor. If the GMIB benefit base is greater than the contract value, the GMIB – 6% Rising Floor may provide a higher annuity payout level than is otherwise available. However, the GMIB – 6% Rising Floor uses annuity purchase rates that may be more conservative than the annuity purchase rates than we will apply at annuitization under the standard contract provisions. Therefore, the level of income provided by the GMIB – 6% Rising Floor may be less than the income the contract otherwise provided. If the annuity payouts through the standard contract provisions are more favorable than the payouts available through the GMIB – 6% Rising Floor, you will receive the higher standard payout. The GMIB – 6% Rising Floor does not create contract value or guarantee the performance of any investment option.

Terminating the GMIB – 6% Rising Floor:

•	You may terminate the GMIB – 6% Rising Floor within 30 days after the first rider anniversary.

•	You may terminate the GMIB – 6% Rising Floor any time after the seventh rider anniversary.

•	The GMIB – 6% Rising Floor will terminate on the date:

– you make a full withdrawal from the contract;

– a death benefit is payable; or

– you choose to begin taking annuity payouts under the regular contract provisions.

•	The GMIB – 6% Rising Floor will terminate* 30 days following the contract anniversary after the annuitant’s 86th birthday.

*	The rider and annual fee terminate 30 days following the contract anniversary after the annuitant’s 86th birthday, however, if you exercise the GMIB rider before this time, your benefits will continue according to the annuity payout plan you have selected.

Example

•	You purchase the contract during the 2004 calendar year with a payment of $100,000 and you allocate all of your purchase payment to the subaccounts.

•	There are no additional purchase payments and no partial withdrawals.

•	Assume the annuitant is male and age 55 at contract issue. For the joint and last survivor option (annuity payout Plan D), the joint annuitant is female and age 55 at contract issue.

 48  RIVERSOURCE INNOVATIONS CLASSIC VARIABLE ANNUITY — PROSPECTUS

Taking into account fluctuations in contract value due to market conditions, we calculate the GMIB benefit base as:

Contract				GMIB
anniversary	Contract value	Purchase payments	6% rising floor	benefit base

1	$107,000	$100,000	$106,000

2	125,000	100,000	112,360

3	132,000	100,000	119,102

4	150,000	100,000	126,248

5	85,000	100,000	133,823

6	120,000	100,000	141,852

7	138,000	100,000	150,363	$150,363

8	152,000	100,000	159,388	159,388

9	139,000	100,000	168,948	168,948

10	126,000	100,000	179,085	179,085

11	138,000	100,000	189,830	189,830

12	147,000	100,000	201,220	201,220

13	215,000	100,000	213,293	215,000

14	234,000	100,000	226,090	234,000

15	240,000	100,000	239,655	240,000

NOTE: The 6% Rising Floor value is limited at age 81, but the GMIB benefit base may increase if the contract value increases. However, you should keep in mind that you are always entitled to annuitize using the contract value without exercising the GMIB – 6% Rising Floor.

If you annuitize the contract within 30 days after a contract anniversary, the payout under a fixed annuity option (which is the same as the minimum payout for the first year under a variable annuity option) would be:

				Minimum Guaranteed Monthly Income
Contract			Plan A –	Plan B –	Plan D – joint and
anniversary at	GMIB		life annuity —	life annuity with	last survivor life
exercise	benefit base		no refund	ten years certain	annuity — no refund

10	$179,085	(6% Rising Floor)	$872.14	$850.65	$691.27

15	240,000	(Contract Value)	1,346.40	1,286.40	1,034.40

The payouts above are shown at guaranteed annuity rates we use in the 2.5% Table. Payouts under the standard provisions of this contract will be based on our annuity rates in effect at annuitization and are guaranteed to be greater than or equal to the guaranteed annuity rates stated in Table B of the contract. The fixed annuity payout available under the standard provisions of this contract would be at least as great as shown below:

Contract		Plan A –	Plan B –	Plan D – joint and
anniversary	Contract	life annuity —	life annuity with	last survivor life
at exercise	value	no refund	ten years certain	annuity — no refund

10	$126,000	$650.16	$632.52	$520.38

15	240,000	1,416.00	1,351.20	1,096.80

In this example, at the 15th contract anniversary you would not experience a benefit from the GMIB as the payout available to you is equal to or less than the payout available under the standard provisions of the contract. When the GMIB – 6% Rising Floor payout is less than the payout available under the standard provisions of the contract, you will receive the higher standard payout.

Remember that after the first year, lifetime income payouts under a variable annuity payout option will depend on the investment performance of the subaccounts you select. If your subaccount performance is 5%, your annuity payout will be unchanged from the previous annuity payout. If your subaccount performance is in excess of 5%, your variable annuity payout will increase from the previous annuity payout. If your subaccount investment performance is less than 5%, your variable annuity payout will decrease from the previous annuity payout.

PERFORMANCE CREDIT RIDER (PCR)
The PCR is intended to provide you with an additional benefit if your earnings are less than the target value on the tenth rider anniversary (see below). This is an optional benefit you may select for an additional charge (see “Charges”). The PCR does not provide any additional benefit before the tenth rider anniversary and it may not be appropriate for issue ages 75 or older

RIVERSOURCE INNOVATIONS CLASSIC VARIABLE ANNUITY — PROSPECTUS 49

due to this required holding period. Be sure to discuss with your investment professional whether or not the PCR is appropriate for your situation.

If the PCR is available in your state, you may choose to add this benefit to your contract at issue. You cannot add the PCR if you select either GMIB rider option.

In some instances we may allow you to add the PCR to your contract at a later date if it was not available when you initially purchased your contract. In these instances, we would add the PCR on the next contract anniversary and this would become the rider effective date. For purposes of calculating the target value under these circumstances, we consider the contract value on the rider effective date to be the first contract year’s purchase payments and purchase payment credits.

Investment selection under the PCR: You may allocate your purchase payments and purchase payment credits or transfers to any of the subaccounts, the GPAs or the one-year fixed account. However, we reserve the right to limit the aggregate amount in the GPAs and the one-year fixed account and amounts you allocate to subaccounts investing in the RiverSource Variable Portfolio – Cash Management Fund to 10% of your total contract value. If we are required to activate this restriction, and you have more than 10% of your contract value in these accounts, we will send you a notice and ask that you reallocate your contract value so that the 10% limitation is satisfied within 60 days. We will terminate the PCR if you have not satisfied the limitation after 60 days.

Target value: We calculate the target value on each rider anniversary. There is no target value prior to the first rider anniversary. On the first rider anniversary we set the target value equal to your first year’s purchase payments and purchase payment credits minus the target value adjusted partial withdrawals accumulated at an annual effective rate of 7.2%. Every rider anniversary after that, we recalculate the target value by accumulating the prior anniversary’s target value and any additional purchase payments and purchase payment credits minus the target value adjusted partial withdrawals at an annual effective rate of 7.2%.

Target value adjusted partial withdrawals	=	PW × TV CV

PW = the partial withdrawal including any applicable withdrawal charge or MVA.

TV  = the target value on the date of (but prior to) the partial withdrawal.

CV  = contract value on the date of (but prior to) the partial withdrawal.

Exercising the PCR: We will inform you if your contract value did not meet or exceed the target value after your tenth rider anniversary. If your contract value is less than the target value on the tenth rider anniversary you can choose either of the following benefits:

Option A) You may choose to accept a PCR credit to your contract equal to:

5% × (PP – PCRPW – PP5)

   PP = total purchase payments and purchase payment credits.

PCRPW =	PCR adjusted partial withdrawals. The PCR adjusted partial withdrawal amount is an adjustment we make to determine the proportionate amount of any partial withdrawal attributable to purchase payments received five or more years before the target value is calculated (on the tenth year rider anniversary). For a more detailed description of the PCR adjusted partial withdrawal please see Appendix A.

PP5 =	purchase payments and purchase payment credits made in the prior five years.
We apply the PCR credit to your contract on the tenth rider anniversary and allocate it among the GPAs, the one-year fixed account and subaccounts according to your current asset allocation.

Option B)	You may choose to begin receiving annuity payouts (only with lifetime income plans; you may not choose Annuity Payout Plan E) within 60 days of the tenth rider anniversary and receive an additional 5% PCR credit (for a total PCR credit of 10%) as calculated in (a).

We will assume that you elected PCR Option A unless we receive your request to begin a lifetime annuity payout plan within 60 days after the tenth rider anniversary.

If you select PCR Option A, we will restart the ten-year calculation period for the PCR on the tenth rider anniversary and every ten years after that while you own the contract. We use the contract value (including any credits) on that anniversary as your first contract year’s payments for calculating the target value and any applicable PCR credit. We may then apply additional PCR credits to your contract at the end of each ten-year period as described above.

PCR reset: You can elect to lock in your contract growth by restarting the ten-year PCR calculation period on any contract anniversary. If you elect to restart the calculation period, the contract value on the restart date is used as the first year’s payments and credits for the calculating the target value and any applicable PCR credit. If you select PCR Option A, the next

 50  RIVERSOURCE INNOVATIONS CLASSIC VARIABLE ANNUITY — PROSPECTUS

ten-year calculation period for the PCR will restart at the end of this new ten-year period. We must receive your request to restart the PCR calculation period within 30 days after a contract anniversary.

Terminating the PCR

•	You may terminate the PCR within 30 days following the first rider anniversary.

•	You may terminate the PCR within 30 days following the later of the tenth rider anniversary or the last rider reset date.

•	The PCR will terminate on the date:

– you make a full withdrawal from the contract,

– that a death benefit is payable, or

– you choose to begin taking annuity payouts.

Example

•	You purchase the contract with a payment of $100,000 and we add a $1,000 purchase payment credit to the contract

•	There are no additional purchase payments and no partial withdrawals

•	On the tenth contract anniversary, the contract value is $200,000

•	We determine the target value on the tenth contract anniversary as our purchase payments and credits accumulated at an annual effective rate of 7.2% = $101,000 × (1.072)[10] = $101,000 × 2.00423 = $202,427.

Your contract value ($200,000) is less than the target value ($202,427). Assuming you select PCR Option A, we add a PCR credit to your contract calculated as follows:

5% × (PP – PCRPW – PP5) = 0.05 × ($101,000 – 0 – 0) = $5,050.

After application of the PCR credit, your total contract value would be $205,050.

•	During the eleventh contract year, the contract value grows to $210,000 and you choose to begin receiving annuity payouts under a lifetime income plan. We would now add another PCR credit to your contract. Because you have not made any additional purchase payments or partial withdrawals the amount of this new credit is the same as the PCR credit we added to your contract on the tenth contract anniversary ($5,050). After adding this new PCR credit to your contract, your total contract value would be $215,050 and we would use this amount to determine your monthly annuity payout amount.

•	If you had elected not to receive annuity payouts, the PCR ten-year calculation period would restart on the tenth contract anniversary with the target values first year’s payments equal to $205,050. We would make the next PCR credit determination on the twentieth contract anniversary.

BENEFIT PROTECTOR DEATH BENEFIT RIDER (BENEFIT PROTECTOR)
The Benefit Protector is intended to provide an additional benefit to your beneficiary to help offset expenses after your death such as funeral expenses or federal and state taxes. This is an optional benefit that you may select for an additional annual charge (see “Charges”). The Benefit Protector provides reduced benefits if you or the annuitant are 70 or older at the rider effective date and it does not provide any additional benefit before the first rider anniversary. Benefit Protector is not available with the EDB.

If this rider is available in your state and both you and the annuitant are 75 or younger at contract issue, you may choose to add the Benefit Protector to your contract. You must elect the Benefit Protector at the time you purchase your contract and your rider effective date will be the contract issue date. You may not select this rider if you select the Benefit Protector Plus Rider. We reserve the right to discontinue offering the Benefit Protector for new contracts.

Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract. Since the benefit paid by the rider is determined by the amount of earnings at death, the amount of the benefit paid may be reduced as a result of taking RMDs (see “Taxes — Qualified Annuities — Required Minimum Distributions”). Be sure to discuss with your investment professional and tax advisor whether or not the Benefit Protector is appropriate for your situation.

The Benefit Protector provides that if you or the annuitant die after the first contract anniversary, but before annuity payouts begin, and while this contract is in force, we will pay the beneficiary, plus:

•	the applicable death benefit,

•	40% of your earnings at death if you and the annuitant were under age 70 on the rider effective date, up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old; or

•	15% of your earnings at death if you or the annuitant were 70 or older on the rider effective date, up to a maximum of 37.5% of purchase payments not previously withdrawn that are one or more years old.

RIVERSOURCE INNOVATIONS CLASSIC VARIABLE ANNUITY — PROSPECTUS 51

Earnings at death: for purposes of the Benefit Protector and Benefit Protector Plus riders, this is an amount equal to the applicable death benefit minus purchase payments not previously withdrawn. The earnings at death may not be less than zero and may not be more than 250% of the purchase payments not previously withdrawn that are one or more years old.

Terminating the Benefit Protector

•	You may terminate the rider within 30 days of the first rider anniversary.

•	You may terminate the rider within 30 days of any rider anniversary beginning with the seventh rider anniversary.

•	The rider will terminate when you make a full withdrawal from the contract or when annuity payouts begin.

Example of the Benefit Protector

•	You purchase the contract with a payment of $100,000 and you and the annuitant are under age 70. We add a $1,000 purchase payment credit to your contract. You select the MAV death benefit.

•	During the first contract year the contract value grows to $105,000. The death benefit under the MAV death benefit equals the contract value, less any purchase payment credits added to the contract in the last 12 months, or $104,000. You have not reached the first contract anniversary so the Benefit Protector does not provide any additional benefit at this time.

• On the first contract anniversary the contract value grows to $110,000. The death benefit equals:
MAV death benefit (contract value):	$110,000
plus the Benefit Protector benefit which equals 40% of earnings at death (MAV death benefit minus payments not previously withdrawn):
0.40 × ($110,000 – $100,000) =	+4,000

Total death benefit of:	$114,000

•	On the second contract anniversary the contract value falls to $105,000. The death benefit equals:

MAV death benefit (MAV):	$110,000
plus the Benefit Protector benefit (40% of earnings at death):
0.40 × ($110,000 – $100,000) =	+4,000

Total death benefit of:	$114,000

•	During the third contract year the contract value remains at $105,000 and you request a partial withdrawal of $50,000, including the applicable 7% withdrawal charges. We will withdraw $10,500 from your contract value free of charge (10% of your prior anniversary’s contract value). The remainder of the withdrawal is subject to a 7% withdrawal charge because your payment is in its third year of the withdrawal charge, so we will withdraw $39,500 ($36,735 + $2,765 in withdrawal charges) from your contract value. Altogether, we will withdraw $50,000 and pay you $47,235. We calculate purchase payments not previously withdrawn as $100,000 – $45,000 = $55,000 (remember that $5,000 of the partial withdrawal is contract earnings). The death benefit equals:

MAV death benefit (MAV adjusted for partial withdrawals):	$57,619
plus the Benefit Protector benefit (40% of earnings at death):
0.40 × ($57,619 – $55,000) =	+1,048

Total death benefit of:	$58,667

•	On the third contract anniversary the contract value falls to $40,000. The death benefit equals the death benefit during the third contract year. The reduction in contract value has no effect.

•	On the ninth contract anniversary the contract value grows to a new high of $200,000. Earnings at death reaches its maximum of 250% of purchase payments not previously withdrawn that are one or more years old. The death benefit equals:

MAV death benefit (contract value):	$200,000
plus the Benefit Protector benefit (40% of earnings at death, up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old)	+55,000

Total death benefit of:	$255,000

 52  RIVERSOURCE INNOVATIONS CLASSIC VARIABLE ANNUITY — PROSPECTUS

•	During the tenth contract year you make an additional purchase payment of $50,000 and we add a purchase payment credit of $500. Your new contract value is now $250,000. The new purchase payment is less than one year old and so it has no effect on the Benefit Protector value. The death benefit equals:

MAV death benefit (contract value less any purchase payment credits added in the last 12 months):	$249,500
plus the Benefit Protector benefit (40% of earnings at death, up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old)	+55,000

Total death benefit of:	$304,500

•	During the eleventh contract year the contract value remains $250,000 and the “new” purchase payment is one year old and the value of the Benefit Protector changes. The death benefit equals:

MAV death benefit (contract value):	$250,000
plus the Benefit Protector benefit (40% of earnings at death up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old)
0.40 × ($250,000 – $105,000) =	+58,000

Total death benefit of:	$308,000

If your spouse is the sole beneficiary and you die before the retirement date, your spouse may keep the contract as owner. Your spouse and the new annuitant will be subject to all the limitations and restrictions of the rider just as if they were purchasing a new contract. If your spouse and the new annuitant do not qualify for the rider on the basis of age we will terminate the rider. If they do qualify for the rider on the basis of age we will set the contract value equal to the death benefit that would otherwise have been paid and we will substitute this new contract value on the date of death for “purchase payments not previously withdrawn” used in calculating earnings at death. Your spouse also has the option of discontinuing the Benefit Protector Death Benefit Rider within 30 days of the date they elect to continue the contract.

NOTE: For special tax considerations associated with the Benefit Protector, see “Taxes.”

BENEFIT PROTECTOR PLUS DEATH BENEFIT RIDER (BENEFIT PROTECTOR PLUS)
The Benefit Protector Plus is intended to provide an additional benefit to your beneficiary to help offset expenses after your death such as funeral expenses or federal and state taxes. This is an optional benefit that you may select for an additional annual charge (see “Charges”). The Benefit Protector Plus provides reduced benefits if you or the annuitant are 70 or older at the rider effective date and it does not provide any additional benefit before the first rider anniversary and it does not provide any benefit beyond what is offered under the Benefit Protector rider during the second rider year. Benefit Protector Plus is not available with the EDB.

If this rider is available in your state and both you and the annuitant are 75 or younger at contract issue, you may choose to add the Benefit Protector Plus to your contract. You must elect the Benefit Protector Plus at the time you purchase your contract and your rider effective date will be the contract issue date. This rider is available only for purchase through transfer, exchange or rollover from another annuity or life insurance policy. You may not select this rider if you select the Benefit Protector Rider. We reserve the right to discontinue offering the Benefit Protector Plus for new contracts.

Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract. Since the benefit paid by the rider is determined by the amount of earnings at death, the amount of the benefit paid may be reduced as a result of taking required minimum distributions. Be sure to discuss with your investment professional and tax advisor whether or not the Benefit Protector Plus is appropriate for your situation.

The Benefit Protector Plus provides that if you or the annuitant die after the first contract anniversary, but before annuity payouts begin, and while this contract is in force, we will pay the beneficiary:

•	the benefits payable under the Benefit Protector described above, plus:

•	a percentage of purchase payments made within 60 days of contract issue not previously withdrawn as follows:

	Percentage if you and the annuitant are	Percentage if you or the annuitant are
Contract year	under age 70 on the rider effective date	70 or older on the rider effective date

One and Two	0%	0%

Three and Four	10%	3.75%

Five or more	20%	7.5%

RIVERSOURCE INNOVATIONS CLASSIC VARIABLE ANNUITY — PROSPECTUS 53

Another way to describe the benefits payable under the Benefit Protector Plus rider is as follows:

•	the applicable death benefit (see “Benefits in Case of Death”), plus:

	If you and the annuitant are under	If you or the annuitant are age 70
Contract year	age 70 on the rider effective date, add . . .	or older on the rider effective date, add . . .

One	Zero	Zero

Two	40% × earnings at death (see above)	15% × earnings at death

Three and Four	40% × (earnings at death + 25% of initial purchase payment*)	15% × (earnings at death + 25% of initial purchase payment*)

Five or more	40% × (earnings at death + 50% of initial purchase payment*)	15% × (earnings at death + 50% of initial purchase payment*)

*	Initial purchase payments are payments made within 60 days of contract issue not previously withdrawn.

Terminating the Benefit Protector Plus

•	You may terminate the rider within 30 days of the first rider anniversary.

•	You may terminate the rider within 30 days of any rider anniversary beginning with the seventh rider anniversary.

•	The rider will terminate when you make a full withdrawal from the contract or when annuity payouts begin.

Example of the Benefit Protector Plus

•	You purchase the contract with a payment of $100,000 and you and the annuitant are under age 70. We add a $1,000 purchase payment credit to your contract. You select the MAV death benefit.

•	During the first contract year the contract value grows to $105,000. The death benefit equals MAV death benefit, which is the contract value, less any purchase payment credits added to the contract in the last 12 months, or $104,000. You have not reached the first contract anniversary so the Benefit Protector Plus does not provide any additional benefit at this time.

•	On the first contract anniversary the contract value grows to $110,000. You have not reached the second contract anniversary so the Benefit Protector Plus does not provide any additional benefit beyond what is provided by the Benefit Protector at this time. The death benefit equals:

MAV death benefit (contract value):	$110,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death (MAV rider minus payments not previously withdrawn):
0.40 × ($110,000 – $100,000) =	+4,000

Total death benefit of:	$114,000

•	On the second contract anniversary the contract value falls to $105,000. The death benefit equals:

MAV death benefit (MAV):	$110,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death:
0.40 × ($110,000 – $100,000) =	+4,000
plus 10% of purchase payments made within 60 days of contract issue and not previously withdrawn:
0.10 × $100,000 =	+10,000

Total death benefit of:	$124,000

•	During the third contract year the contract value remains at $105,000 and you request a partial withdrawal of $50,000, including the applicable 7% withdrawal charge. We will withdraw $10,500 from your contract value free of charge (10% of your prior anniversary’s contract value). The remainder of the withdrawal is subject to a 7% withdrawal charge because your payment is in its third year of the withdrawal charge schedule, so we will withdraw $39,500 ($36,735 + $2,765 in withdrawal charges) from your contract value. Altogether, we will withdraw $50,000 and pay you $47,235. We calculate purchase payments not previously withdrawn as $100,000 – $45,000 = $55,000 (remember that $5,000 of the partial withdrawal is contract earnings). The death benefit equals:

MAV death benefit (MAV adjusted for partial withdrawals):	$57,619
plus the Benefit Protector Plus benefit which equals 40% of earnings at death:
0.40 × ($57,619 – $55,000) =	+1,048
plus 10% of purchase payments made within 60 days of contract issue and not previously withdrawn:
0.10 × $55,000 =	+5,500

Total death benefit of:	$64,167

 54  RIVERSOURCE INNOVATIONS CLASSIC VARIABLE ANNUITY — PROSPECTUS

•	On the third contract anniversary the contract value falls to $40,000. The death benefit equals the death benefit paid during the third contract year. The reduction in contract value has no effect.

•	On the ninth contract anniversary the contract value grows to a new high of $200,000. Earnings at death reaches its maximum of 250% of purchase payments not previously withdrawn that are one or more years old. Because we are beyond the fourth contract anniversary the Benefit Protector Plus also reaches its maximum of 20%. The death benefit equals:

MAV death benefit (contract value):	$200,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death, up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old	+55,000
plus 20% of purchase payments made within 60 days of contract issue and not previously withdrawn:
0.20 × $55,000 =	+11,000

Total death benefit of:	$266,000

•	During the tenth contract year you make an additional purchase payment of $50,000 and we add a purchase payment credit of $500. Your new contract value is now $250,000. The new purchase payment is less than one year old and so it has no effect on the Benefit Protector Plus value. The death benefit equals:

MAV death benefit (contract value less any purchase payment credits added in the last 12 months):	$249,500
plus the Benefit Protector Plus benefit which equals 40% of earnings at death, up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old	+55,000
plus 20% of purchase payments made within 60 days of contract issue and not previously withdrawn:
0.20 × $55,000 =	+11,000

Total death benefit of:	$315,500

•	During the eleventh contract year the contract value remains $250,000 and the “new” purchase payment is one year old. The value of the Benefit Protector Plus remains constant. The death benefit equals:

MAV death benefit (contract value):	$250,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death (MAV rider minus payments not previously withdrawn):
0.40 × ($250,000 – $105,000) =	+58,000
plus 20% of purchase payments made within 60 days of contract issue and not previously withdrawn:
0.20 × $55,000 =	+11,000

Total death benefit of:	$319,000

If your spouse is sole beneficiary and you die before the retirement date, your spouse may keep the contract as owner with the contract value equal to the death benefit that would otherwise have been paid. We will then terminate the Benefit Protector Plus and substitute the applicable death benefit (see “Benefits in Case of Death”).

NOTE: For special tax considerations associated with the Benefit Protector Plus, see “Taxes.”

The Annuity Payout Period

As owner of the contract, you have the right to decide how and to whom annuity payouts will be made starting at the retirement date. You may select one of the annuity payout plans outlined below, or we may mutually agree on other payout arrangements. We do not deduct any withdrawal charges under the payout plans listed below, except under annuity payout Plan E.

You also decide whether we will make annuity payouts on a fixed or variable basis, or a combination of fixed and variable. The amount available to purchase payouts under the plan you select is the contract value on your retirement date after any rider charges have been deducted, plus any positive or negative MVA (less any applicable premium tax). Additionally, we currently allow you to use part of the amount available to purchase payouts, leaving any remaining contract value to accumulate on a tax-deferred basis. If you select a variable annuity payout, we reserve the right to limit the number of subaccounts in which you may invest. The GPAs are not available during this payout period.

RIVERSOURCE INNOVATIONS CLASSIC VARIABLE ANNUITY — PROSPECTUS 55

Amounts of fixed and variable payouts depend on:

•	the annuity payout plan you select;

•	the annuitant’s age and, in most cases, sex;

•	the annuity table in the contract; and

•	the amounts you allocated to the accounts at settlement.

In addition, for variable annuity payouts only, amounts depend on the investment performance of the subaccounts you select. These payouts will vary from month to month because the performance of the funds will fluctuate. Fixed payouts remain the same from month to month.

For information with respect to transfers between accounts after annuity payouts begin (see “Making the Most of Your Contract — Transfer policies”).

ANNUITY TABLES
The annuity tables in your contract (Table A and Table B) show the amount of the monthly payout for each $1,000 of contract value according to the age and, when applicable, the annuitant’s sex. (Where required by law, we will use a unisex table of settlement rates.)

Table A shows the amount of the first monthly variable annuity payout assuming that the contract value is invested at the beginning of the annuity payout period and earns a 5% rate of return, which is reinvested and helps to support future payouts. If you ask us at least 30 days before the retirement date, we will substitute an annuity table based on an assumed 3.5% investment rate for the 5% Table A in the contract. The assumed investment rate affects both the amount of the first payout and the extent to which subsequent payouts increase or decrease. For example, annuity payouts will increase if the investment return is above the assumed investment rate and payouts will decrease if the return is below the assumed investment rate. Using a 5% assumed interest rate results in a higher initial payout, but later payouts will increase more slowly when annuity unit values rise and decrease more rapidly when they decline.

Table B shows the minimum amount of each fixed annuity payout. We declare current payout rates that we use in determining the actual amount of your fixed annuity payout. The current payout rates will equal or exceed the guaranteed payout rates shown in Table B. We will furnish these rates to you upon request.

ANNUITY PAYOUT PLANS
You may choose any one of these annuity payout plans by giving us written instructions at least 30 days before contract values are used to purchase the payout plan. Generally, you may select one of the Plans A through E below or another plan agreed to by us.

•	Plan A – Life annuity — no refund: We make monthly payouts until the annuitant’s death. Payouts end with the last payout before the annuitant’s death. We will not make any further payouts. This means that if the annuitant dies after we made only one monthly payout, we will not make any more payouts.

•	Plan B – Life annuity with five, ten or 15 years certain: We make monthly payouts for a guaranteed payout period of five, ten or 15 years that you elect. This election will determine the length of the payout period to the beneficiary if the annuitant should die before the elected period expires. We calculate the guaranteed payout period from the retirement date. If the annuitant outlives the elected guaranteed payout period, we will continue to make payouts until the annuitant’s death.

•	Plan C – Life annuity — installment refund: We make monthly payouts until the annuitant’s death, with our guarantee that payouts will continue for some period of time. We will make payouts for at least the number of months determined by dividing the amount applied under this option by the first monthly payout, whether or not the annuitant is living.

•	Plan D – Joint and last survivor life annuity — no refund: We make monthly payouts while both the annuitant and a joint annuitant are living. If either annuitant dies, we will continue to make monthly payouts at the full amount until the death of the surviving annuitant. Payouts end with the death of the second annuitant.

•	Plan E – Payouts for a specified period: We make monthly payouts for a specific payout period of ten to 30 years that you elect. We will make payouts only for the number of years specified whether the annuitant is living or not. Depending on the selected time period, it is foreseeable that an annuitant can outlive the payout period selected. During the payout period, you can elect to have us determine the present value of any remaining variable payouts and pay it to you in a lump sum. We determine the present value of the remaining annuity payouts which are assumed to remain level at the initial payout. The discount rate we use in the calculation is 5.17% for the assumed investment return of 3.5% and 6.67% for the assumed investment return of 5.0%. (See “Charges — Withdrawal charge under Annuity Payout Plan E.”) A 10% IRS penalty tax could apply if you take a withdrawal. (See “Taxes.”)

Annuity payout plan requirements for qualified annuities: If your contract is a qualified annuity, you must select a payout plan as of the retirement date set forth in your contract. You have the responsibility for electing a payout plan under your

 56  RIVERSOURCE INNOVATIONS CLASSIC VARIABLE ANNUITY — PROSPECTUS

contract that complies with applicable law. Your contract describes your payout plan options. The options will meet certain IRS regulations governing RMDs if the payout plan meets the incidental distribution benefit requirements, if any, and the payouts are made:

•	in equal or substantially equal payments over a period not longer than your life expectancy, or over the joint life expectancy of you and your designated beneficiary; or

•	over a period certain not longer than your life expectancy or over the joint life expectancy of you and your designated beneficiary.

If we do not receive instructions: You must give us written instructions for the annuity payouts at least 30 days before the annuitant’s retirement date. If you do not, we will make payouts under Plan B, with 120 monthly payouts guaranteed.

If monthly payouts would be less than $20: We will calculate the amount of monthly payouts at the time the contract value is used to purchase a payout plan. If the calculations show that monthly payouts would be less than $20, we have the right to pay the contract value to the owner in a lump sum or to change the frequency of the payouts.

Death after annuity payouts begin: If you or the annuitant die after annuity payouts begin, we will pay any amount payable to the beneficiary as provided in the annuity payout plan in effect.

Taxes

Under current law, your contract has a tax-deferral feature. Generally, this means you do not pay income tax until there is a taxable distribution (or deemed distribution) from the contract. We will send a tax information reporting form for any year in which we made a taxable or reportable distribution according to our records.

NONQUALIFIED ANNUITIES
Generally, only the increase in the value of a non-qualified annuity contract over the investment in the contract is taxable. Certain exceptions apply. Federal tax law requires that all nonqualified deferred annuity contracts issued by the same company (and possibly its affiliates) to the same owner during a calendar year be taxed as a single, unified contract when distributions are taken from any one of those contracts.

Annuity payouts: Generally, unlike withdrawals described below, the taxation of annuity payouts are subject to exclusion ratios, i.e. in most cases, a portion of each payout will be ordinary income and subject to tax, and a portion of each payout will be considered a return of part of your investment in the contract and will not be taxed. All amounts you receive after your investment in the contract is fully recovered will be subject to tax. Under Annuity Payout Plan A: Life annuity — no refund, where the annuitant dies before your investment in the contract is fully recovered, the remaining portion of the unrecovered investment may be available as a federal income tax deduction to the owner for the last taxable year. Under all other annuity payout plans, where the annuity payouts end before your investment in the contract is fully recovered, the remaining portion of the unrecovered investment may be available as a federal income tax deduction to the taxpayer for the tax year in which the payouts end. (See “The Annuity Payout Period — Annuity Payout Plans.”)

Beginning in 2011, federal tax law permits taxpayers to annuitize a portion of their nonqualified annuity while leaving the remaining balance to continue to grow tax-deferred. Under the new partial annuitization rules, the portion annuitized must be received as an annuity for a period of 10 years or more, or for the lives of one or more individuals. If this requirement is met, the annuitized portion and the tax-deferred balance will generally be treated as two separate contracts for income tax purposes only. If a contract is partially annuitized, the investment in the contract is allocated between the deferred and the annuitized portions on a pro rata basis.

Withdrawals: Generally, if you withdraw all or part of your nonqualified annuity before your annuity payouts begin, including withdrawals under any optional withdrawal benefit rider, your withdrawal will be taxed to the extent that the contract value immediately before the withdrawal exceeds the investment in the contract. Different rules may apply if you exchange another contract into this contract.

You also may have to pay a 10% IRS penalty for withdrawals of taxable income you make before reaching age 59 1/2 unless certain exceptions apply.

Withholding: If you receive taxable income as a result of an annuity payout or withdrawal, including withdrawals under any optional withdrawal benefit rider, we may deduct federal, and in some cases state withholding against the payment. Any withholding represents a prepayment of your tax due for the year. You take credit for these amounts on your annual income tax return. As long as you have provided us with a valid Social Security Number or Taxpayer Identification Number, and you have a valid U.S. address, you may be able to elect not to have any withholding occur.

If the payment is part of an annuity payout plan, we generally compute the amount of federal income tax withholding using payroll tables. You may provide us with a statement of how many exemptions to use in calculating the withholding. If the

RIVERSOURCE INNOVATIONS CLASSIC VARIABLE ANNUITY — PROSPECTUS 57

distribution is any other type of payment (such as partial or full withdrawal) we compute federal income tax withholding using 10% of the taxable portion.

The federal income tax withholding requirements differ if we deliver payment outside the United States or you are a non-resident alien.

Some states also may impose income tax withholding requirements similar to the federal withholding described above. If this should be the case, we may deduct state income tax withholding from the payment.

Death benefits to beneficiaries: The death benefit under a nonqualified contract is not exempt from estate (federal or state) taxes. In addition, for income tax purposes, any amount your beneficiary receives that exceeds the investment in the contract is taxable as ordinary income to the beneficiary in the year he or she receives the payments. (See also “Benefits in Case of Death — If You Die Before the Retirement Start Date”).

Net Investment Income Tax (also known as Medicare contribution tax): Effective for taxable years beginning on or after January 1, 2013, certain high-income individuals (as well as estates and trusts) are subject to a new 3.8% net investment income tax (as an addition to income taxes). For individuals, the 3.8% tax applies to the lesser of (1) the amount by which the taxpayer’s modified adjusted gross income exceeds $200,000 ($250,000 for married filing jointly and surviving spouses; $125,000 for married filing separately) or (2) the taxpayer’s “net investment income.” Net investment income includes taxable income from nonqualified annuities. Annuity holders are advised to consult their tax advisor regarding the possible implications of this additional tax.

Annuities owned by corporations, partnerships or irrevocable trusts: For nonqualified annuities, any annual increase in the value of annuities held by such entities (nonnatural persons) generally will be treated as ordinary income received during that year. However, if the trust was set up for the benefit of a natural person(s) only, the income may remain tax-deferred until withdrawn or paid out.

Penalties: If you receive amounts from your nonqualified annuity before reaching age 59 1/2, you may have to pay a 10% IRS penalty on the amount includable in your ordinary income. However, this penalty will not apply to any amount received:

•	because of your death or in the event of nonnatural ownership, the death of the annuitant;

•	because you become disabled (as defined in the Code);

•	if the distribution is part of a series of substantially equal periodic payments, made at least annually, over your life or life expectancy (or joint lives or life expectancies of you and your beneficiary);

•	if it is allocable to an investment before Aug. 14, 1982; or

•	if annuity payouts are made under immediate annuities as defined by the Code.

Transfer of ownership: Generally, if you transfer ownership of a nonqualified annuity without receiving adequate consideration, the transfer may be taxed as a withdrawal for federal income tax purposes. If the transfer is a currently taxable event for income tax purposes, the original owner will be taxed on the amount of deferred earnings at the time of the transfer and also may be subject to the 10% IRS penalty discussed earlier. In this case, the new owner’s investment in the contract will be equal to the investment in the contract at the time of the transfer plus any earnings included in the original owner’s taxable income as a result of the transfer. In general, this rule does not apply to transfers between spouses or former spouses. Similar rules apply if you transfer ownership for full consideration. Please consult your tax advisor for further details.

1035 Exchanges: Section 1035 of the Code permits nontaxable exchanges of certain insurance policies, endowment contracts, annuity contracts and qualified long-term care insurance contracts, while providing for continued tax deferral of earnings. In addition, Section 1035 permits the carryover of the investment in the contract from the old policy or contract to the new policy or contract. In a 1035 exchange one policy or contract is exchanged for another policy or contract. The following are nontaxable exchanges: (1) the exchange of a life insurance policy for another life insurance policy or for an endowment, annuity or qualified long-term care insurance contract, (2) the exchange of an endowment contract for an annuity contract, or for an endowment contract under which payments will begin no later than payments would have begun under the contract exchanged, (3) the exchange of an annuity contract for another annuity contract or for a qualified long-term insurance contract, and (4) the exchange of a qualified long-term care insurance contract for a qualified long-term care insurance contract. Additionally, other tax rules may apply. However, if the insurance policy has an outstanding loan, there may be tax consequences. Depending on the issue date of your original policy or contract, there may be tax or other benefits that are given up to gain the benefits of the new policy or contract. Consider whether the features and benefits of the new policy or contract outweigh any tax or other benefits of the old contract.

For a partial exchange of an annuity contract for another annuity contract, the 1035 exchange is generally tax-free. The investment in the original contract and the earnings on the contract will be allocated proportionately between the original and new contracts. However, per IRS Revenue Procedure 2011-38, if withdrawals are taken from either contract within the 180-day period following an exchange, the IRS will apply general tax principles to determine the appropriate tax treatment of

 58  RIVERSOURCE INNOVATIONS CLASSIC VARIABLE ANNUITY — PROSPECTUS

the exchange and subsequent withdrawal. As a result, there may be unexpected tax consequences. You should consult your tax advisor before taking any withdrawal from either contract during the 180-day period following a partial exchange. Different IRS limitations on withdrawals apply to partial exchanges completed prior to October 24, 2011.

Assignment: If you assign or pledge your contract as collateral for a loan, earnings on purchase payments you made after Aug. 13, 1982 will be taxed as a deemed distribution and you may have to pay a 10% IRS penalty.

QUALIFIED ANNUITIES
Adverse tax consequences may result if you do not ensure that contributions, distributions and other transactions under the contract comply with the law. Qualified annuities have minimum distribution rules that govern the timing and amount of distributions. You should refer to your retirement plan’s Summary Plan Description, your IRA disclosure statement, or consult a tax advisor for additional information about the distribution rules applicable to your situation.

When you use your contract to fund a retirement plan or IRA that is already tax-deferred under the Code, the contract will not provide any necessary or additional tax deferral. If your contract is used to fund an employer sponsored plan, your right to benefits may be subject to the terms and conditions of the plan regardless of the terms of the contract.

Annuity payouts: Under a qualified annuity, except a Roth IRA, Roth 401(k) or Roth 403(b), the entire payout generally is includable as ordinary income and is subject to tax unless: (1) the contract is an IRA to which you made non-deductible contributions; or (2) you rolled after-tax dollars from a retirement plan into your IRA; or (3) the contract is used to fund a retirement plan and you or your employer have contributed after-tax dollars.

Annuity payouts from Roth IRAs: In general, the entire payout from a Roth IRA can be free from income and penalty taxes if you have attained age 59 1/2 and meet the five year holding period.

Withdrawals: Under a qualified annuity, except a Roth IRA, Roth 401(k) or Roth 403(b), the entire withdrawal will generally be includable as ordinary income and is subject to tax unless: (1) the contract is an IRA to which you made non-deductible contributions; or (2) you rolled after-tax dollars from a retirement plan into your IRA; or (3) the contract is used to fund a retirement plan and you or your employer have contributed after-tax dollars.

Withdrawals from Roth IRAs: In general, the entire payout from a Roth IRA can be free from income and penalty taxes if you have attained age 59 1/2 and meet the five year holding period.

Required Minimum Distributions: Retirement plans (except for Roth IRAs) are subject to required withdrawals called required minimum distributions (“RMDs”) beginning at age 70 1/2. RMDs are based on the fair market value of your contract at year-end divided by the life expectancy factor. Certain death benefits and optional riders may be considered in determining the fair market value of your contract for RMD purposes. This may cause your RMD to be higher. Inherited IRAs (including inherited Roth IRAs) are subject to special required minimum distribution rules. You should consult your tax advisor prior to making a purchase for an explanation of the potential tax implications to you.

Withholding for IRAs, Roth IRAs, SEPs and SIMPLE IRAs: If you receive taxable income as a result of an annuity payout or a withdrawal, including withdrawals under any optional withdrawal benefit rider, we may deduct withholding against the payment. Any withholding represents a prepayment of your tax due for the year. You take credit for these amounts on your annual income tax return. As long as you have provided us with a valid Social Security Number or Taxpayer Identification Number, you can elect not to have any withholding occur.

If the payment is part of an annuity payout plan, we generally compute the amount of federal income tax withholding using payroll tables. You may provide us with a statement of how many exemptions to use in calculating the withholding. If the distribution is any other type of payment (such as a partial or full withdrawal) we compute federal income tax withholding using 10% of the taxable portion.

The federal income tax withholding requirements differ if we deliver payment outside the United States or you are a non-resident alien.

Some states also may impose income tax withholding requirements similar to the federal withholding described above. If this should be the case, we may deduct state income tax withholding from the payment.

Withholding for all other qualified annuities: If you receive directly all or part of the contract value from a qualified annuity, mandatory 20% federal income tax withholding (and possibly state income tax withholding) generally will be imposed at the time the payout is made from the plan. Any withholding represents a prepayment of your tax due for the year. You take credit for these amounts on your annual income tax return. This mandatory withholding will not be imposed if instead of receiving the distribution check, you elect to have the distribution rolled over directly to an IRA or another eligible plan. Payments made to a surviving spouse instead of being directly rolled over to an IRA are also subject to mandatory 20% income tax withholding.

RIVERSOURCE INNOVATIONS CLASSIC VARIABLE ANNUITY — PROSPECTUS 59

In the below situations, the distribution is subject to an optional 10% withholding instead of the mandatory 20% withholding. We will withhold 10% of the distribution amount unless you elect otherwise.

•	the payout is one in a series of substantially equal periodic payouts, made at least annually, over your life or life expectancy (or the joint lives or life expectancies of you and your designated beneficiary) or over a specified period of 10 years or more;

•	the payout is a RMD as defined under the Code;

•	the payout is made on account of an eligible hardship; or

•	the payout is a corrective distribution.

State withholding also may be imposed on taxable distributions.

Penalties: If you receive amounts from your qualified contract before reaching age 59 1/2, you may have to pay a 10% IRS penalty on the amount includable in your ordinary income. However, this penalty generally will not apply to any amount received:

•	because of your death;

•	because you become disabled (as defined in the Code);

•	if the distribution is part of a series of substantially equal periodic payments made at least annually, over your life or life expectancy (or joint lives or life expectancies of you and your beneficiary);

•	if the distribution is made following severance from employment during the calendar year in which you attain age 55 (TSAs and annuities funding 401(a) plans only);

•	to pay certain medical or education expenses (IRAs only); or

•	if the distribution is made from an inherited IRA.

Death benefits to beneficiaries: The entire death benefit generally is taxable as ordinary income to the beneficiary in the year he/she receives the payments from the qualified annuity. If you made non-deductible contributions to a traditional IRA, the portion of any distribution from the contract that represents after-tax contributions is not taxable as ordinary income to your beneficiary. You are responsible for keeping all records tracking your non-deductible contributions to an IRA. Death benefits under a Roth IRA generally are not taxable as ordinary income to the beneficiary if certain distribution requirements are met. (See also “Benefits in Case of Death — If you Die Before the Retirement Date”).

Change of retirement plan type: IRS regulations allow for rollovers of certain retirement plan distributions. In some circumstances, you may be able to have an intra-contract rollover, keeping the same features and conditions. If the annuity contract you have does not support an intra-contract rollover, you are able to request an IRS approved rollover to another annuity contract or other investment product that you choose. If you choose another annuity contract or investment product, you will be subject to new rules, including a new withdrawal charge schedule for an annuity contract, or other product rules as applicable.

Assignment: You may not assign or pledge your qualified contract as collateral for a loan.

OTHER
Purchase payment credits: These are considered earnings and are taxed accordingly when withdrawn or paid out.

Special considerations if you select any optional rider: As of the date of this prospectus, we believe that charges related to these riders are not subject to current taxation. Therefore, we will not report these charges as partial withdrawals from your contract. However, the IRS may determine that these charges should be treated as partial withdrawals subject to taxation to the extent of any gain as well as the 10% tax penalty for withdrawals before the age of 59 1/2, if applicable.

We reserve the right to report charges for these riders as partial withdrawals if we, as a withholding and reporting agent, believe that we are required to report them. In addition, we will report any benefits attributable to these riders on the death of you or the annuitant as an annuity death benefit distribution, not as proceeds from life insurance.

Important: Our discussion of federal tax laws is based upon our understanding of current interpretations of these laws. Federal tax laws or current interpretations of them may change. For this reason and because tax consequences are complex and highly individual and cannot always be anticipated, you should consult a tax advisor if you have any questions about taxation of your contract.

RiverSource Life’s tax status: We are taxed as a life insurance company under the Code. For federal income tax purposes, the subaccounts are considered a part of our company, although their operations are treated separately in accounting and financial statements. Investment income is reinvested in the fund in which each subaccount invests and becomes part of that subaccount’s value. This investment income, including realized capital gains, is not subject to any withholding for federal or

 60  RIVERSOURCE INNOVATIONS CLASSIC VARIABLE ANNUITY — PROSPECTUS

state income taxes. We reserve the right to make such a charge in the future if there is a change in the tax treatment of variable annuities or in our tax status as we then understand it.

Tax qualification: We intend that the contract qualify as an annuity for federal income tax purposes. To that end, the provisions of the contract are to be interpreted to ensure or maintain such tax qualification, in spite of any other provisions of the contract. We reserve the right to amend the contract to reflect any clarifications that may be needed or are appropriate to maintain such qualification or to conform the contract to any applicable changes in the tax qualification requirements. We will send you a copy of any amendments.

Voting Rights

As a contract owner with investments in the subaccounts, you may vote on important fund policies until annuity payouts begin. Once they begin, the person receiving them has voting rights. We will vote fund shares according to the instructions of the person with voting rights.

Before annuity payouts begin, the number of votes you have is determined by applying your percentage interest in each subaccount to the total number of votes allowed to the subaccount.

After annuity payouts begin, the number of votes you have is equal to:

•	the reserve held in each subaccount for your contract; divided by

•	the net asset value of one share of the applicable fund.

As we make annuity payouts, the reserve for the contract decreases; therefore, the number of votes also will decrease.

We calculate votes separately for each subaccount. We will send notice of shareholders’ meetings, proxy materials and a statement of the number of votes to which the voter is entitled. We will vote shares for which we have not received instructions in the same proportion as the votes for which we received instructions. We also will vote the shares for which we have voting rights in the same proportion as the votes for which we received instructions.

Substitution of Investments

We may substitute the funds in which the subaccounts invest if:

•	laws or regulations change;

•	the existing funds become unavailable; or

•	in our judgment, the funds no longer are suitable (or are not the most suitable) for the subaccounts.

If any of these situations occur, and if we believe it is in the best interest of persons having voting rights under the contract, we have the right to substitute a fund currently listed in this prospectus (existing fund) for another fund (new fund). The new fund may have higher fees and/or operating expenses than the existing fund. Also, the new fund may have investment objectives and policies and/or investment advisers which differ from the existing fund.

We may also:

•	add new subaccounts;

•	combine any two or more subaccounts;

•	transfer assets to and from the subaccounts or the variable account; and

•	eliminate or close any subaccounts.

We will notify you of any substitution or change. If we notify you that a subaccount will be eliminated or closed, you will have a certain period of time to tell us where to reallocate purchase payments or contract value currently allocated to that subaccount. If we do not receive your reallocation instructions by the due date, we automatically will reallocate to the subaccount investing in the Columbia Variable Portfolio — Cash Management Fund (Class 3). You may then transfer this reallocated amount in accordance with the transfer provisions of your contract (see “Transferring Between Accounts” above).

In the event of substitution or any of these changes, we may amend the contract and take whatever action is necessary and appropriate without your consent or approval. However, we will not make any substitution or change without the necessary approval of the SEC and state insurance departments.

RIVERSOURCE INNOVATIONS CLASSIC VARIABLE ANNUITY — PROSPECTUS 61

About the Service Providers

PRINCIPAL UNDERWRITER
RiverSource Distributors, Inc. (“RiverSource Distributors”), our affiliate, serves as the principal underwriter of the contract. Its offices are located at 70100 Ameriprise Financial Center, Minneapolis, MN 55474. RiverSource Distributors is a wholly-owned subsidiary of Ameriprise Financial, Inc.

Although we no longer offer the contract for sale, you may continue to make purchase payments if permitted under the terms of your contract. We pay commissions to an affiliated selling firm of up to 7.00% as well as service/trail commissions of up to 1.00% based on annual total contract value for as long as the contract remains in effect. We also may pay an additional sales commission of up to 1.00% of purchase payments for a period of time we select. These commissions do not change depending on which subaccounts you choose to allocate your purchase payments.

From time to time and in accordance with applicable laws and regulations, we may also pay or provide the selling firm with various cash and non-cash promotional incentives including, but not limited to bonuses, short-term sales incentive payments, marketing allowances, costs associated with sales conferences and educational seminars and sales recognition awards.

A portion of the payments made to the selling firm may be passed on to its sales representatives in accordance with its internal compensation programs. Those programs may also include other types of cash and non-cash compensation and other benefits.

Ask your sales representative for further information about what your sales representative and the selling firm for which he or she works may receive in connection with your contract.

We pay the commissions and other compensation described above from our assets. Our assets include:

•	revenues we receive from fees and expenses that you will pay when buying, owning and making a withdrawal from the contract (see “Expense Summary”);

•	compensation we or an affiliate receive from the underlying funds in the form of distribution and services fees (see “The Variable Account and the Funds — The funds”);

•	compensation we or an affiliate receive from a fund’s investment adviser, subadviser, distributor or an affiliate of any of these (see “The Variable Account and the Funds — The funds”); and

•	revenues we receive from other contracts and policies we sell that are not securities and other businesses we conduct.

You do not directly pay the commissions and other compensation described above as the result of a specific charge or deduction under the contract. However, you may pay part of all of the commissions and other compensation described above indirectly through:

•	fees and expenses we collect from contract owners, including withdrawal charges; and

•	fees and expenses charged by the underlying funds in which the subaccounts you select invest, to the extent we or one of our affiliates receive revenue from the funds or an affiliated person.

ISSUER
RiverSource Life issues the contracts. We are located at 70100 Ameriprise Financial Center, Minneapolis, MN 55474 and are a wholly-owned subsidiary of Ameriprise Financial, Inc.

We conduct a conventional life insurance business. We are licensed to do business in 49 states, the District of Columbia and American Samoa. Our primary products currently include fixed and variable annuity contracts and life insurance policies.

LEGAL PROCEEDINGS
Life insurance companies have been the subject of increasing regulatory, legislative and judicial scrutiny. Numerous state and federal regulatory agencies have commenced examinations and other inquiries of insurance companies regarding sales and marketing practices (including sales to older consumers and disclosure practices), claims handling, and unclaimed property and escheatment practices and procedures. With regard to an industry-wide investigation of unclaimed property and escheatment practices and procedures, RiverSource Life is responding to regulatory audits, market conduct examinations and other inquiries (including inquiries from the State of Minnesota). RiverSource Life has cooperated with and will continue to cooperate with the applicable regulators regarding their inquiries.

RiverSource Life is involved in the normal course of business in a number of other legal and arbitration proceedings concerning matters arising in connection with the conduct of its business activities. RiverSource Life believes that it is not a party to, nor are any of its properties the subject of, any pending legal, arbitration or regulatory proceedings that would have a material adverse effect on its consolidated financial condition, results of operations or liquidity. However, it is possible that the

 62  RIVERSOURCE INNOVATIONS CLASSIC VARIABLE ANNUITY — PROSPECTUS

outcome of any such proceedings could have a material adverse impact on results of operations in any particular reporting period as the proceedings are resolved.

Additional Information

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
RiverSource Life is incorporating by reference in this prospectus information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information that we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC automatically will update and supersede this information. The Annual Report on Form 10-K of RiverSource Life Insurance Company for the year ended December 31, 2012, File No. 33-28976, that we previously filed with the SEC under the Securities Exchange Act of 1934 (1934 Act) is incorporated by reference into this prospectus, as well as all of our subsequent annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC under the 1934 Act. To access this document, see “SEC Filings” under “Investors Relations” on our website at www.ameriprise.com.

RiverSource Life will furnish you without charge a copy of any or all of the documents incorporated by reference into this prospectus, including any exhibits to such documents which have been specifically incorporated by reference. We will do so upon receipt of your written or oral request. You can contact RiverSource Life at the telephone number and address listed on the first page of this prospectus.

AVAILABLE INFORMATION
This prospectus is part of a registration statement we file with the SEC. Additional information on RiverSource Life and on this offering is available in the registration statement. You can obtain copies of these materials at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. In addition to this prospectus, the SAI and information about the contract, information incorporated by reference is available on the EDGAR Database on the SEC’s Internet site at (http://www.sec.gov).

INDEMNIFICATION
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (Securities Act) may be permitted to directors and officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

RIVERSOURCE INNOVATIONS CLASSIC VARIABLE ANNUITY — PROSPECTUS 63

Appendix A: Performance Credit Rider Adjusted Partial Withdrawal

STEP ONE:
For each withdrawal made within the current calculation period we calculate the remaining purchase payment amount (RPA):

RPA =	Total purchase payments and purchase payment credits made prior to the partial withdrawal in question minus the RPA adjusted partial withdrawals for all previous partial withdrawals.

NOTE:	In our calculations for the first partial withdrawal, the RPA will simply be the total purchase payments and purchase payment credits as there are no previous withdrawals to subtract.

RPA adjusted partial withdrawals	=	PW × RPA CV

PW	=	the partial withdrawal including any applicable withdrawal charge or MVA.
CV	=	the contract value on the date of (but prior to) the partial withdrawal.
RPA	=	the remaining premium amount on the date of (but prior to) the partial withdrawal.

STEP TWO:
For each withdrawal made within the current calculation period we calculate the eligible purchase payment amount (EPA):

EPA =	Total purchase payments and purchase payment credits made prior to the partial withdrawal in question AND prior to the five year exclusion period minus EPA adjusted partial withdrawals for all previous partial withdrawals.

NOTE:	In our calculations for the first partial withdrawal, the EPA will simply be the total purchase payments and purchase payment credits made before the five year exclusion period as there are no previous withdrawals to subtract. Also note that EPA/RPA will always be less than or equal to one.

EPA adjusted partial withdrawals	=	PW × EPA CV	×	EPA RPA

PW	=	the partial withdrawal including any applicable withdrawal charge or MVA.
CV	=	the contract value on the date of (but prior to) the partial withdrawal.
EPA	=	the eligible premium amount on the date of (but prior to) the partial withdrawal.
RPA	=	the remaining premium amount on the date of (but prior to) the partial withdrawal.

STEP THREE:
The total PCRPW (Performance Credit Rider adjusted partial withdrawal) amount is the sum of each EPA adjusted partial withdrawal.

Example: Calculation at the end of the ten-year period assuming the contract is eligible for the PCR credit (i.e., your contract value is less than target value). This example does not include purchase payment credits.

•	You purchase the contract with a purchase payment of $100,000.

•	On the sixth contract anniversary you make an additional purchase payment in the amount of $100,000.

•	Contract values before any partial withdrawals are shown below.

•	On the third contract anniversary you make a partial withdrawal in the amount of $10,000.

•	On the eighth contract anniversary you make another partial withdrawal in the amount of $10,000.

 64  RIVERSOURCE INNOVATIONS CLASSIC VARIABLE ANNUITY — PROSPECTUS

NOTE: The shaded portion of the table indicates the five year exclusion period.

Contract Duration in Years	Total purchase payments	Contract value

At Issue	$100,000	$100,000

1	100,000	110,000

2	100,000	115,000

3	100,000	120,000

4	100,000	115,000

5	100,000	120,000

6	200,000	225,000

7	200,000	230,000

8	200,000	235,000

9	200,000	230,000

10	200,000	235,000

Step one: For each withdrawal made within the current calculation period we calculate the RPA:

For the first partial withdrawal on the third contract anniversary:
RPA before the partial withdrawal = total purchase	RPA adjusted partial withdrawal =
payments made prior to the partial withdrawal minus the RPA adjusted partial withdrawals for all previous partial withdrawals = $100,000 – 0 = $100,000	$10,000 × $100,000 $120,000	=	$8,333

For the second partial withdrawal on the eighth contract anniversary:
RPA before the partial withdrawal = total purchase	RPA adjusted partial withdrawal =
payments made prior to the partial withdrawal minus the RPA adjusted partial withdrawals for all previous partial withdrawals = $200,000 – $8,333 = $191,667	$10,000 × $191,667 $235,000	=	$8,156

Step two: For each withdrawal made within the current calculation period, we calculate the EPA:

For the first partial withdrawal on the third contract anniversary
EPA before the partial withdrawal = total purchase	EPA adjusted partial withdrawal =
payments made prior to the partial withdrawal AND the five-year exclusion period minus the EPA adjusted partial withdrawals for all previous partial withdrawals = $100,000 – 0 = $100,000	$10,000 × $100,000 $120,000	×	$100,000 $100,000	=	$8,333

For the second partial withdrawal on the eighth contract anniversary:
EPA before the partial withdrawal =	EPA adjusted partial withdrawal =
total purchase payments made prior to the partial withdrawal AND the five-year exclusion period minus the EPA adjusted partial withdrawals for all previous partial withdrawals = $100,000 – $8,333 = $91,667	$10,000 × $91,667 $235,000	×	$91,667 $191,667	=	$1,866

Step three: The total PCRPW amount is the sum of each EPA adjusted partial withdrawal.

PCRPW amount = $8,333 + $1,866 = $10,199

RIVERSOURCE INNOVATIONS CLASSIC VARIABLE ANNUITY — PROSPECTUS 65

Appendix B: Condensed Financial Information (Unaudited)

The following tables give per-unit information about the financial history of the subaccounts representing the lowest and highest total annual variable account expense combinations. The date in which operations commenced in each subaccount is noted in parentheses. The SAI contains tables that give per-unit information about the financial history of each existing subaccount. We have not provided this information for subaccounts (if any) that were not available under your contract as of Dec. 31, 2012. You may obtain a copy of the SAI without charge by contacting us at the telephone number or address listed on the first page of the prospectus.

Variable account charges of 1.00% of the daily net assets of the variable account.
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

AllianceBernstein VPS Balanced Wealth Strategy Portfolio (Class B) (09/26/2008)
Accumulation unit value at beginning of period	$1.06	$1.11	$1.01	$0.82	$1.00	—	—	—	—	—
Accumulation unit value at end of period	$1.19	$1.06	$1.11	$1.01	$0.82	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	6	5	17	32	—	—	—	—	—

AllianceBernstein VPS Global Thematic Growth Portfolio (Class B) (05/30/2000)
Accumulation unit value at beginning of period	$0.40	$0.53	$0.45	$0.30	$0.57	$0.48	$0.45	$0.44	$0.42	$0.30
Accumulation unit value at end of period	$0.45	$0.40	$0.53	$0.45	$0.30	$0.57	$0.48	$0.45	$0.44	$0.42
Number of accumulation units outstanding at end of period (000 omitted)	64	89	80	126	156	276	482	552	588	655

AllianceBernstein VPS Growth and Income Portfolio (Class B) (05/30/2000)
Accumulation unit value at beginning of period	$1.09	$1.04	$0.93	$0.78	$1.33	$1.28	$1.11	$1.07	$0.97	$0.74
Accumulation unit value at end of period	$1.27	$1.09	$1.04	$0.93	$0.78	$1.33	$1.28	$1.11	$1.07	$0.97
Number of accumulation units outstanding at end of period (000 omitted)	253	295	416	688	1,006	1,348	1,482	1,471	1,573	1,510

AllianceBernstein VPS Large Cap Growth Portfolio (Class B) (05/30/2000)
Accumulation unit value at beginning of period	$0.62	$0.65	$0.60	$0.44	$0.74	$0.66	$0.67	$0.59	$0.55	$0.45
Accumulation unit value at end of period	$0.72	$0.62	$0.65	$0.60	$0.44	$0.74	$0.66	$0.67	$0.59	$0.55
Number of accumulation units outstanding at end of period (000 omitted)	121	128	210	363	517	863	934	882	881	893

Columbia Variable Portfolio – Cash Management Fund (Class 3) (05/30/2000)
Accumulation unit value at beginning of period	$1.13	$1.14	$1.15	$1.16	$1.15	$1.10	$1.07	$1.05	$1.05	$1.06
Accumulation unit value at end of period	$1.12	$1.13	$1.14	$1.15	$1.16	$1.15	$1.10	$1.07	$1.05	$1.05
Number of accumulation units outstanding at end of period (000 omitted)	269	341	576	492	720	1,135	646	695	691	813

Columbia Variable Portfolio – Diversified Bond Fund (Class 3) (05/21/2002)
Accumulation unit value at beginning of period	$1.44	$1.37	$1.27	$1.12	$1.21	$1.16	$1.13	$1.11	$1.08	$1.04
Accumulation unit value at end of period	$1.54	$1.44	$1.37	$1.27	$1.12	$1.21	$1.16	$1.13	$1.11	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	268	317	645	713	743	1,355	1,120	1,133	1,115	572

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3) (05/21/2002)
Accumulation unit value at beginning of period	$1.48	$1.57	$1.36	$1.08	$1.83	$1.71	$1.44	$1.28	$1.10	$0.78
Accumulation unit value at end of period	$1.67	$1.48	$1.57	$1.36	$1.08	$1.83	$1.71	$1.44	$1.28	$1.10
Number of accumulation units outstanding at end of period (000 omitted)	87	130	223	356	367	455	367	326	294	140

Columbia Variable Portfolio – Large Cap Growth Fund (Class 3) (05/21/2002)
Accumulation unit value at beginning of period	$1.05	$1.10	$0.95	$0.70	$1.27	$1.24	$1.13	$1.05	$0.98	$0.81
Accumulation unit value at end of period	$1.25	$1.05	$1.10	$0.95	$0.70	$1.27	$1.24	$1.13	$1.05	$0.98
Number of accumulation units outstanding at end of period (000 omitted)	6	6	6	7	24	30	33	24	28	24

Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3) (03/17/2006)
Accumulation unit value at beginning of period	$0.94	$0.90	$0.78	$0.63	$1.10	$1.08	$1.00	—	—	—
Accumulation unit value at end of period	$1.06	$0.94	$0.90	$0.78	$0.63	$1.10	$1.08	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	116	126	203	307	325	354	377	—	—	—

Columbia Variable Portfolio – S&P 500 Index Fund (Class 3) (05/30/2000)
Accumulation unit value at beginning of period	$0.93	$0.92	$0.81	$0.65	$1.04	$1.00	$0.88	$0.85	$0.78	$0.61
Accumulation unit value at end of period	$1.06	$0.93	$0.92	$0.81	$0.65	$1.04	$1.00	$0.88	$0.85	$0.78
Number of accumulation units outstanding at end of period (000 omitted)	258	291	404	521	683	746	811	799	771	748

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 3) (05/30/2000)
Accumulation unit value at beginning of period	$1.30	$1.29	$1.27	$1.22	$1.26	$1.21	$1.18	$1.17	$1.17	$1.17
Accumulation unit value at end of period	$1.31	$1.30	$1.29	$1.27	$1.22	$1.26	$1.21	$1.18	$1.17	$1.17
Number of accumulation units outstanding at end of period (000 omitted)	132	158	313	373	561	759	861	873	916	849

Fidelity® VIP Contrafund® Portfolio Service Class 2 (05/21/2002)
Accumulation unit value at beginning of period	$1.57	$1.63	$1.41	$1.05	$1.85	$1.59	$1.44	$1.25	$1.10	$0.86
Accumulation unit value at end of period	$1.80	$1.57	$1.63	$1.41	$1.05	$1.85	$1.59	$1.44	$1.25	$1.10
Number of accumulation units outstanding at end of period (000 omitted)	363	447	873	1,505	1,719	1,897	2,032	2,013	1,844	1,212

 66  RIVERSOURCE INNOVATIONS CLASSIC VARIABLE ANNUITY — PROSPECTUS

Variable account charges of 1.00% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

Fidelity® VIP Growth Portfolio Service Class 2 (05/21/2002)
Accumulation unit value at beginning of period	$1.11	$1.12	$0.91	$0.72	$1.38	$1.10	$1.05	$1.00	$0.98	$0.75
Accumulation unit value at end of period	$1.26	$1.11	$1.12	$0.91	$0.72	$1.38	$1.10	$1.05	$1.00	$0.98
Number of accumulation units outstanding at end of period (000 omitted)	37	37	48	79	113	149	130	135	139	127

Fidelity® VIP Mid Cap Portfolio Service Class 2 (05/21/2002)
Accumulation unit value at beginning of period	$1.98	$2.24	$1.76	$1.27	$2.13	$1.86	$1.68	$1.43	$1.16	$0.85
Accumulation unit value at end of period	$2.24	$1.98	$2.24	$1.76	$1.27	$2.13	$1.86	$1.68	$1.43	$1.16
Number of accumulation units outstanding at end of period (000 omitted)	183	212	350	628	721	821	841	769	737	543

Fidelity® VIP Overseas Portfolio Service Class 2 (05/21/2002)
Accumulation unit value at beginning of period	$1.21	$1.47	$1.32	$1.06	$1.90	$1.64	$1.41	$1.20	$1.07	$0.75
Accumulation unit value at end of period	$1.44	$1.21	$1.47	$1.32	$1.06	$1.90	$1.64	$1.41	$1.20	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	16	16	62	122	147	189	159	108	64	53

FTVIPT Franklin Global Real Estate Securities Fund – Class 2 (05/21/2002)
Accumulation unit value at beginning of period	$1.30	$1.39	$1.16	$0.98	$1.72	$2.20	$1.84	$1.64	$1.26	$0.93
Accumulation unit value at end of period	$1.63	$1.30	$1.39	$1.16	$0.98	$1.72	$2.20	$1.84	$1.64	$1.26
Number of accumulation units outstanding at end of period (000 omitted)	41	44	76	95	90	106	130	125	99	68

FTVIPT Franklin Small Cap Value Securities Fund – Class 2 (05/21/2002)
Accumulation unit value at beginning of period	$1.58	$1.66	$1.31	$1.02	$1.54	$1.60	$1.38	$1.28	$1.05	$0.80
Accumulation unit value at end of period	$1.86	$1.58	$1.66	$1.31	$1.02	$1.54	$1.60	$1.38	$1.28	$1.05
Number of accumulation units outstanding at end of period (000 omitted)	74	88	114	219	285	324	313	315	231	169

FTVIPT Franklin Small-Mid Cap Growth Securities Fund – Class 2 (05/30/2000)
Accumulation unit value at beginning of period	$0.95	$1.00	$0.79	$0.56	$0.98	$0.89	$0.83	$0.80	$0.72	$0.53
Accumulation unit value at end of period	$1.04	$0.95	$1.00	$0.79	$0.56	$0.98	$0.89	$0.83	$0.80	$0.72
Number of accumulation units outstanding at end of period (000 omitted)	98	124	284	441	623	769	877	916	978	712

FTVIPT Mutual Shares Securities Fund – Class 2 (05/30/2000)
Accumulation unit value at beginning of period	$1.54	$1.57	$1.43	$1.14	$1.84	$1.79	$1.53	$1.40	$1.25	$1.01
Accumulation unit value at end of period	$1.74	$1.54	$1.57	$1.43	$1.14	$1.84	$1.79	$1.53	$1.40	$1.25
Number of accumulation units outstanding at end of period (000 omitted)	606	716	1,184	1,983	2,405	3,218	3,435	3,555	3,640	2,566

FTVIPT Templeton Foreign Securities Fund – Class 2 (05/30/2000)
Accumulation unit value at beginning of period	$1.20	$1.35	$1.26	$0.93	$1.57	$1.38	$1.14	$1.05	$0.89	$0.68
Accumulation unit value at end of period	$1.40	$1.20	$1.35	$1.26	$0.93	$1.57	$1.38	$1.14	$1.05	$0.89
Number of accumulation units outstanding at end of period (000 omitted)	110	170	251	583	835	1,046	1,146	1,113	1,058	734

Invesco V.I. Core Equity Fund, Series II Shares (04/28/2006)
Accumulation unit value at beginning of period	$1.08	$1.09	$1.01	$0.80	$1.16	$1.08	$1.00	—	—	—
Accumulation unit value at end of period	$1.21	$1.08	$1.09	$1.01	$0.80	$1.16	$1.08	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	2	2	2	9	30	19	24	—	—	—

Invesco V.I. Mid Cap Growth Fund, Series II Shares (04/27/2012)
Accumulation unit value at beginning of period	$1.00	—	—	—	—	—	—	—	—	—
Accumulation unit value at end of period	$0.98	—	—	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	23	—	—	—	—	—	—	—	—	—

Invesco V.I. Value Opportunities Fund, Series II Shares (05/21/2002)
Accumulation unit value at beginning of period	$0.91	$0.95	$0.90	$0.61	$1.29	$1.28	$1.15	$1.10	$1.00	$0.76
Accumulation unit value at end of period	$1.06	$0.91	$0.95	$0.90	$0.61	$1.29	$1.28	$1.15	$1.10	$1.00
Number of accumulation units outstanding at end of period (000 omitted)	240	297	468	748	743	806	813	843	909	623

MFS® Investors Growth Stock Series – Service Class (05/30/2000)
Accumulation unit value at beginning of period	$0.76	$0.76	$0.68	$0.50	$0.80	$0.72	$0.68	$0.66	$0.61	$0.50
Accumulation unit value at end of period	$0.87	$0.76	$0.76	$0.68	$0.50	$0.80	$0.72	$0.68	$0.66	$0.61
Number of accumulation units outstanding at end of period (000 omitted)	18	65	128	327	449	370	419	500	482	515

MFS® New Discovery Series – Service Class (05/30/2000)
Accumulation unit value at beginning of period	$1.20	$1.36	$1.01	$0.63	$1.05	$1.03	$0.92	$0.89	$0.84	$0.64
Accumulation unit value at end of period	$1.44	$1.20	$1.36	$1.01	$0.63	$1.05	$1.03	$0.92	$0.89	$0.84
Number of accumulation units outstanding at end of period (000 omitted)	35	54	137	197	204	314	454	474	495	388

MFS® Total Return Series – Service Class (05/30/2000)
Accumulation unit value at beginning of period	$1.48	$1.47	$1.35	$1.16	$1.51	$1.47	$1.33	$1.31	$1.19	$1.04
Accumulation unit value at end of period	$1.62	$1.48	$1.47	$1.35	$1.16	$1.51	$1.47	$1.33	$1.31	$1.19
Number of accumulation units outstanding at end of period (000 omitted)	584	662	1,080	1,849	2,581	3,209	3,243	3,188	2,934	2,457

MFS® Utilities Series – Service Class (05/21/2002)
Accumulation unit value at beginning of period	$2.74	$2.60	$2.31	$1.76	$2.85	$2.26	$1.74	$1.51	$1.17	$0.87
Accumulation unit value at end of period	$3.07	$2.74	$2.60	$2.31	$1.76	$2.85	$2.26	$1.74	$1.51	$1.17
Number of accumulation units outstanding at end of period (000 omitted)	17	18	23	33	60	136	124	98	53	40

RIVERSOURCE INNOVATIONS CLASSIC VARIABLE ANNUITY — PROSPECTUS 67

Variable account charges of 1.00% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

Oppenheimer Capital Appreciation Fund/VA, Service Shares (05/21/2002)
Accumulation unit value at beginning of period	$1.08	$1.11	$1.03	$0.72	$1.34	$1.19	$1.11	$1.07	$1.01	$0.78
Accumulation unit value at end of period	$1.22	$1.08	$1.11	$1.03	$0.72	$1.34	$1.19	$1.11	$1.07	$1.01
Number of accumulation units outstanding at end of period (000 omitted)	53	64	217	274	315	318	339	399	377	130

Oppenheimer Global Fund/VA, Service Shares (05/21/2002)
Accumulation unit value at beginning of period	$1.49	$1.64	$1.44	$1.04	$1.76	$1.68	$1.44	$1.28	$1.09	$0.77
Accumulation unit value at end of period	$1.78	$1.49	$1.64	$1.44	$1.04	$1.76	$1.68	$1.44	$1.28	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	44	57	110	210	287	384	376	391	303	154

Oppenheimer Global Strategic Income Fund/VA, Service Shares (05/21/2002)
Accumulation unit value at beginning of period	$1.69	$1.70	$1.50	$1.28	$1.51	$1.39	$1.31	$1.29	$1.20	$1.04
Accumulation unit value at end of period	$1.90	$1.69	$1.70	$1.50	$1.28	$1.51	$1.39	$1.31	$1.29	$1.20
Number of accumulation units outstanding at end of period (000 omitted)	334	365	704	1,221	1,572	1,717	1,600	1,586	1,442	995

Oppenheimer Main Street Small Cap Fund®/VA, Service Shares (05/21/2002)
Accumulation unit value at beginning of period	$1.58	$1.63	$1.34	$0.99	$1.61	$1.65	$1.45	$1.34	$1.13	$0.79
Accumulation unit value at end of period	$1.84	$1.58	$1.63	$1.34	$0.99	$1.61	$1.65	$1.45	$1.34	$1.13
Number of accumulation units outstanding at end of period (000 omitted)	68	76	117	205	221	249	248	220	170	121

Putnam VT Growth and Income Fund – Class IB Shares (05/30/2000)
Accumulation unit value at beginning of period	$1.02	$1.08	$0.96	$0.74	$1.22	$1.32	$1.15	$1.10	$1.00	$0.79
Accumulation unit value at end of period	$1.20	$1.02	$1.08	$0.96	$0.74	$1.22	$1.32	$1.15	$1.10	$1.00
Number of accumulation units outstanding at end of period (000 omitted)	82	88	163	212	278	376	343	383	455	530

Putnam VT International Equity Fund – Class IB Shares (05/21/2002)
Accumulation unit value at beginning of period	$1.08	$1.31	$1.20	$0.97	$1.76	$1.64	$1.29	$1.17	$1.01	$0.80
Accumulation unit value at end of period	$1.30	$1.08	$1.31	$1.20	$0.97	$1.76	$1.64	$1.29	$1.17	$1.01
Number of accumulation units outstanding at end of period (000 omitted)	105	117	210	300	325	392	419	350	360	178

Putnam VT Multi-Cap Growth Fund – Class IB Shares (09/24/2010)
Accumulation unit value at beginning of period	$1.06	$1.13	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.23	$1.06	$1.13	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	15	15	21	—	—	—	—	—	—	—

Putnam VT Research Fund – Class IB Shares (05/21/2002)
Accumulation unit value at beginning of period	$1.09	$1.13	$0.98	$0.74	$1.22	$1.22	$1.11	$1.07	$1.00	$0.81
Accumulation unit value at end of period	$1.28	$1.09	$1.13	$0.98	$0.74	$1.22	$1.22	$1.11	$1.07	$1.00
Number of accumulation units outstanding at end of period (000 omitted)	3	3	3	3	3	3	3	3	6	4

Variable Portfolio – Partners Small Cap Value Fund (Class 3) (05/21/2002)
Accumulation unit value at beginning of period	$1.60	$1.69	$1.38	$1.02	$1.50	$1.59	$1.34	$1.28	$1.08	$0.79
Accumulation unit value at end of period	$1.80	$1.60	$1.69	$1.38	$1.02	$1.50	$1.59	$1.34	$1.28	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	33	35	45	62	68	80	78	77	86	54

Variable account charges of 1.85% of the daily net assets of the variable account.
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

AllianceBernstein VPS Balanced Wealth Strategy Portfolio (Class B) (09/26/2008)
Accumulation unit value at beginning of period	$1.03	$1.09	$1.00	$0.82	$1.00	—	—	—	—	—
Accumulation unit value at end of period	$1.15	$1.03	$1.09	$1.00	$0.82	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—

AllianceBernstein VPS Global Thematic Growth Portfolio (Class B) (01/29/2003)
Accumulation unit value at beginning of period	$1.25	$1.67	$1.43	$0.95	$1.85	$1.57	$1.47	$1.45	$1.40	$1.00
Accumulation unit value at end of period	$1.39	$1.25	$1.67	$1.43	$0.95	$1.85	$1.57	$1.47	$1.45	$1.40
Number of accumulation units outstanding at end of period (000 omitted)	—	3	12	12	37	64	80	86	87	9

AllianceBernstein VPS Growth and Income Portfolio (Class B) (01/29/2003)
Accumulation unit value at beginning of period	$1.39	$1.33	$1.20	$1.02	$1.75	$1.70	$1.48	$1.44	$1.32	$1.00
Accumulation unit value at end of period	$1.60	$1.39	$1.33	$1.20	$1.02	$1.75	$1.70	$1.48	$1.44	$1.32
Number of accumulation units outstanding at end of period (000 omitted)	14	18	24	33	28	31	31	31	30	47

AllianceBernstein VPS Large Cap Growth Portfolio (Class B) (01/29/2003)
Accumulation unit value at beginning of period	$1.32	$1.39	$1.29	$0.96	$1.62	$1.45	$1.49	$1.32	$1.24	$1.00
Accumulation unit value at end of period	$1.50	$1.32	$1.39	$1.29	$0.96	$1.62	$1.45	$1.49	$1.32	$1.24
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	12	12	41	19	19	20	3

Columbia Variable Portfolio – Cash Management Fund (Class 3) (01/29/2003)
Accumulation unit value at beginning of period	$0.99	$1.01	$1.02	$1.04	$1.04	$1.01	$0.98	$0.98	$0.99	$1.00
Accumulation unit value at end of period	$0.97	$0.99	$1.01	$1.02	$1.04	$1.04	$1.01	$0.98	$0.98	$0.99
Number of accumulation units outstanding at end of period (000 omitted)	237	298	303	1,258	372	137	91	70	179	55

 68  RIVERSOURCE INNOVATIONS CLASSIC VARIABLE ANNUITY — PROSPECTUS

Variable account charges of 1.85% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

Columbia Variable Portfolio – Diversified Bond Fund (Class 3) (01/29/2003)
Accumulation unit value at beginning of period	$1.28	$1.22	$1.15	$1.02	$1.11	$1.07	$1.05	$1.05	$1.02	$1.00
Accumulation unit value at end of period	$1.35	$1.28	$1.22	$1.15	$1.02	$1.11	$1.07	$1.05	$1.05	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	149	167	264	3,966	3,519	3,241	547	165	169	63

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3) (01/29/2003)
Accumulation unit value at beginning of period	$1.81	$1.94	$1.69	$1.35	$2.32	$2.18	$1.86	$1.67	$1.44	$1.00
Accumulation unit value at end of period	$2.03	$1.81	$1.94	$1.69	$1.35	$2.32	$2.18	$1.86	$1.67	$1.44
Number of accumulation units outstanding at end of period (000 omitted)	367	465	559	2,165	1,880	1,267	1,033	512	31	9

Columbia Variable Portfolio – Large Cap Growth Fund (Class 3) (01/29/2003)
Accumulation unit value at beginning of period	$1.22	$1.29	$1.12	$0.83	$1.52	$1.50	$1.38	$1.29	$1.22	$1.00
Accumulation unit value at end of period	$1.44	$1.22	$1.29	$1.12	$0.83	$1.52	$1.50	$1.38	$1.29	$1.22
Number of accumulation units outstanding at end of period (000 omitted)	2	2	4	4	60	42	—	—	—	—

Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.03	$1.00	$0.87	$0.71	$1.25	$1.24	$1.10	$1.05	$1.00	—
Accumulation unit value at end of period	$1.15	$1.03	$1.00	$0.87	$0.71	$1.25	$1.24	$1.10	$1.05	—
Number of accumulation units outstanding at end of period (000 omitted)	336	589	890	1,020	1,054	1,103	1,183	1,307	818	—

Columbia Variable Portfolio – S&P 500 Index Fund (Class 3) (01/29/2003)
Accumulation unit value at beginning of period	$1.42	$1.43	$1.27	$1.02	$1.66	$1.61	$1.42	$1.39	$1.28	$1.00
Accumulation unit value at end of period	$1.61	$1.42	$1.43	$1.27	$1.02	$1.66	$1.61	$1.42	$1.39	$1.28
Number of accumulation units outstanding at end of period (000 omitted)	6	10	11	17	26	26	38	48	30	22

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 3) (01/29/2003)
Accumulation unit value at beginning of period	$1.03	$1.04	$1.02	$0.99	$1.03	$1.00	$0.98	$0.98	$0.99	$1.00
Accumulation unit value at end of period	$1.03	$1.03	$1.04	$1.02	$0.99	$1.03	$1.00	$0.98	$0.98	$0.99
Number of accumulation units outstanding at end of period (000 omitted)	274	264	356	1,118	628	589	641	492	399	234

Fidelity® VIP Contrafund® Portfolio Service Class 2 (01/29/2003)
Accumulation unit value at beginning of period	$1.73	$1.82	$1.58	$1.19	$2.11	$1.84	$1.68	$1.47	$1.30	$1.00
Accumulation unit value at end of period	$1.97	$1.73	$1.82	$1.58	$1.19	$2.11	$1.84	$1.68	$1.47	$1.30
Number of accumulation units outstanding at end of period (000 omitted)	664	909	1,171	1,641	2,452	2,368	2,760	1,602	814	205

Fidelity® VIP Growth Portfolio Service Class 2 (01/29/2003)
Accumulation unit value at beginning of period	$1.41	$1.44	$1.18	$0.94	$1.82	$1.47	$1.40	$1.35	$1.34	$1.00
Accumulation unit value at end of period	$1.59	$1.41	$1.44	$1.18	$0.94	$1.82	$1.47	$1.40	$1.35	$1.34
Number of accumulation units outstanding at end of period (000 omitted)	14	16	18	26	27	27	13	21	7	5

Fidelity® VIP Mid Cap Portfolio Service Class 2 (01/29/2003)
Accumulation unit value at beginning of period	$2.20	$2.51	$1.99	$1.45	$2.45	$2.16	$1.96	$1.69	$1.38	$1.00
Accumulation unit value at end of period	$2.47	$2.20	$2.51	$1.99	$1.45	$2.45	$2.16	$1.96	$1.69	$1.38
Number of accumulation units outstanding at end of period (000 omitted)	145	170	239	607	861	608	488	330	213	143

Fidelity® VIP Overseas Portfolio Service Class 2 (01/29/2003)
Accumulation unit value at beginning of period	$1.54	$1.90	$1.71	$1.38	$2.51	$2.18	$1.89	$1.62	$1.46	$1.00
Accumulation unit value at end of period	$1.82	$1.54	$1.90	$1.71	$1.38	$2.51	$2.18	$1.89	$1.62	$1.46
Number of accumulation units outstanding at end of period (000 omitted)	141	222	253	305	341	344	445	418	246	5

FTVIPT Franklin Global Real Estate Securities Fund – Class 2 (01/29/2003)
Accumulation unit value at beginning of period	$1.31	$1.41	$1.19	$1.02	$1.80	$2.31	$1.96	$1.76	$1.36	$1.00
Accumulation unit value at end of period	$1.63	$1.31	$1.41	$1.19	$1.02	$1.80	$2.31	$1.96	$1.76	$1.36
Number of accumulation units outstanding at end of period (000 omitted)	49	74	92	116	121	110	104	114	78	—

FTVIPT Franklin Small Cap Value Securities Fund – Class 2 (01/29/2003)
Accumulation unit value at beginning of period	$1.93	$2.05	$1.63	$1.28	$1.95	$2.04	$1.77	$1.66	$1.37	$1.00
Accumulation unit value at end of period	$2.25	$1.93	$2.05	$1.63	$1.28	$1.95	$2.04	$1.77	$1.66	$1.37
Number of accumulation units outstanding at end of period (000 omitted)	26	31	64	75	87	91	94	88	85	50

FTVIPT Franklin Small-Mid Cap Growth Securities Fund – Class 2 (01/29/2003)
Accumulation unit value at beginning of period	$1.68	$1.79	$1.43	$1.02	$1.80	$1.65	$1.55	$1.50	$1.37	$1.00
Accumulation unit value at end of period	$1.82	$1.68	$1.79	$1.43	$1.02	$1.80	$1.65	$1.55	$1.50	$1.37
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	7	—	5

FTVIPT Mutual Shares Securities Fund – Class 2 (01/29/2003)
Accumulation unit value at beginning of period	$1.44	$1.48	$1.36	$1.10	$1.77	$1.75	$1.50	$1.38	$1.25	$1.00
Accumulation unit value at end of period	$1.61	$1.44	$1.48	$1.36	$1.10	$1.77	$1.75	$1.50	$1.38	$1.25
Number of accumulation units outstanding at end of period (000 omitted)	90	131	188	279	398	502	611	526	516	349

FTVIPT Templeton Foreign Securities Fund – Class 2 (01/29/2003)
Accumulation unit value at beginning of period	$1.67	$1.90	$1.79	$1.33	$2.27	$2.00	$1.68	$1.55	$1.34	$1.00
Accumulation unit value at end of period	$1.94	$1.67	$1.90	$1.79	$1.33	$2.27	$2.00	$1.68	$1.55	$1.34
Number of accumulation units outstanding at end of period (000 omitted)	51	54	91	111	158	194	186	154	105	44

RIVERSOURCE INNOVATIONS CLASSIC VARIABLE ANNUITY — PROSPECTUS 69

Variable account charges of 1.85% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

Invesco V.I. Core Equity Fund, Series II Shares (04/28/2006)
Accumulation unit value at beginning of period	$1.03	$1.05	$0.98	$0.78	$1.14	$1.08	$1.00	—	—	—
Accumulation unit value at end of period	$1.15	$1.03	$1.05	$0.98	$0.78	$1.14	$1.08	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—

Invesco V.I. Mid Cap Growth Fund, Series II Shares (04/27/2012)
Accumulation unit value at beginning of period	$1.00	—	—	—	—	—	—	—	—	—
Accumulation unit value at end of period	$0.97	—	—	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	4	—	—	—	—	—	—	—	—	—

Invesco V.I. Value Opportunities Fund, Series II Shares (01/29/2003)
Accumulation unit value at beginning of period	$1.14	$1.20	$1.14	$0.79	$1.67	$1.68	$1.52	$1.46	$1.35	$1.00
Accumulation unit value at end of period	$1.32	$1.14	$1.20	$1.14	$0.79	$1.67	$1.68	$1.52	$1.46	$1.35
Number of accumulation units outstanding at end of period (000 omitted)	54	75	113	132	148	151	164	179	110	27

MFS® Investors Growth Stock Series – Service Class (01/29/2003)
Accumulation unit value at beginning of period	$1.41	$1.43	$1.30	$0.95	$1.54	$1.41	$1.34	$1.31	$1.22	$1.00
Accumulation unit value at end of period	$1.62	$1.41	$1.43	$1.30	$0.95	$1.54	$1.41	$1.34	$1.31	$1.22
Number of accumulation units outstanding at end of period (000 omitted)	—	—	2	2	2	2	2	2	2	2

MFS® New Discovery Series – Service Class (01/29/2003)
Accumulation unit value at beginning of period	$1.78	$2.02	$1.51	$0.95	$1.60	$1.59	$1.43	$1.39	$1.33	$1.00
Accumulation unit value at end of period	$2.11	$1.78	$2.02	$1.51	$0.95	$1.60	$1.59	$1.43	$1.39	$1.33
Number of accumulation units outstanding at end of period (000 omitted)	2	2	3	18	22	24	24	22	21	—

MFS® Total Return Series – Service Class (01/29/2003)
Accumulation unit value at beginning of period	$1.35	$1.36	$1.26	$1.09	$1.43	$1.40	$1.28	$1.27	$1.17	$1.00
Accumulation unit value at end of period	$1.47	$1.35	$1.36	$1.26	$1.09	$1.43	$1.40	$1.28	$1.27	$1.17
Number of accumulation units outstanding at end of period (000 omitted)	203	192	316	370	439	545	531	435	401	240

MFS® Utilities Series – Service Class (01/29/2003)
Accumulation unit value at beginning of period	$2.83	$2.71	$2.43	$1.87	$3.06	$2.44	$1.90	$1.66	$1.30	$1.00
Accumulation unit value at end of period	$3.15	$2.83	$2.71	$2.43	$1.87	$3.06	$2.44	$1.90	$1.66	$1.30
Number of accumulation units outstanding at end of period (000 omitted)	7	7	13	13	30	73	89	94	97	12

Oppenheimer Capital Appreciation Fund/VA, Service Shares (01/29/2003)
Accumulation unit value at beginning of period	$1.30	$1.34	$1.25	$0.89	$1.66	$1.49	$1.41	$1.37	$1.31	$1.00
Accumulation unit value at end of period	$1.45	$1.30	$1.34	$1.25	$0.89	$1.66	$1.49	$1.41	$1.37	$1.31
Number of accumulation units outstanding at end of period (000 omitted)	206	232	257	266	283	299	314	284	126	59

Oppenheimer Global Fund/VA, Service Shares (01/29/2003)
Accumulation unit value at beginning of period	$1.87	$2.08	$1.83	$1.34	$2.28	$2.19	$1.90	$1.70	$1.46	$1.00
Accumulation unit value at end of period	$2.22	$1.87	$2.08	$1.83	$1.34	$2.28	$2.19	$1.90	$1.70	$1.46
Number of accumulation units outstanding at end of period (000 omitted)	2	9	33	38	38	41	42	15	12	4

Oppenheimer Global Strategic Income Fund/VA, Service Shares (01/29/2003)
Accumulation unit value at beginning of period	$1.41	$1.42	$1.26	$1.09	$1.30	$1.20	$1.14	$1.14	$1.07	$1.00
Accumulation unit value at end of period	$1.56	$1.41	$1.42	$1.26	$1.09	$1.30	$1.20	$1.14	$1.14	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	487	681	912	3,444	3,043	3,205	2,256	1,716	851	141

Oppenheimer Main Street Small Cap Fund®/VA, Service Shares (01/29/2003)
Accumulation unit value at beginning of period	$1.87	$1.95	$1.61	$1.20	$1.97	$2.04	$1.81	$1.68	$1.44	$1.00
Accumulation unit value at end of period	$2.16	$1.87	$1.95	$1.61	$1.20	$1.97	$2.04	$1.81	$1.68	$1.44
Number of accumulation units outstanding at end of period (000 omitted)	26	21	22	32	35	40	30	40	33	29

Putnam VT Growth and Income Fund – Class IB Shares (01/29/2003)
Accumulation unit value at beginning of period	$1.23	$1.31	$1.17	$0.92	$1.52	$1.65	$1.45	$1.40	$1.29	$1.00
Accumulation unit value at end of period	$1.43	$1.23	$1.31	$1.17	$0.92	$1.52	$1.65	$1.45	$1.40	$1.29
Number of accumulation units outstanding at end of period (000 omitted)	1	2	2	2	2	7	7	2	2	—

Putnam VT International Equity Fund – Class IB Shares (01/29/2003)
Accumulation unit value at beginning of period	$1.33	$1.64	$1.52	$1.24	$2.25	$2.12	$1.69	$1.53	$1.34	$1.00
Accumulation unit value at end of period	$1.60	$1.33	$1.64	$1.52	$1.24	$2.25	$2.12	$1.69	$1.53	$1.34
Number of accumulation units outstanding at end of period (000 omitted)	18	20	29	33	44	47	53	51	54	41

Putnam VT Multi-Cap Growth Fund – Class IB Shares (09/24/2010)
Accumulation unit value at beginning of period	$1.05	$1.13	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.20	$1.05	$1.13	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	2	2	2	—	—	—	—	—	—	—

Putnam VT Research Fund – Class IB Shares (01/29/2003)
Accumulation unit value at beginning of period	$1.29	$1.34	$1.17	$0.90	$1.48	$1.50	$1.38	$1.33	$1.26	$1.00
Accumulation unit value at end of period	$1.49	$1.29	$1.34	$1.17	$0.90	$1.48	$1.50	$1.38	$1.33	$1.26
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—

 70  RIVERSOURCE INNOVATIONS CLASSIC VARIABLE ANNUITY — PROSPECTUS

Variable account charges of 1.85% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

Variable Portfolio – Partners Small Cap Value Fund (Class 3) (01/29/2003)
Accumulation unit value at beginning of period	$1.94	$2.07	$1.69	$1.26	$1.88	$2.02	$1.71	$1.64	$1.40	$1.00
Accumulation unit value at end of period	$2.16	$1.94	$2.07	$1.69	$1.26	$1.88	$2.02	$1.71	$1.64	$1.40
Number of accumulation units outstanding at end of period (000 omitted)	220	330	415	510	605	687	648	720	337	3

RIVERSOURCE INNOVATIONS CLASSIC VARIABLE ANNUITY — PROSPECTUS 71

Table of Contents of the Statement of Additional Information

Calculating Annuity Payouts	p. 3

Rating Agencies	p. 4

Revenues Received During Calendar Year 2012	p. 4

Principal Underwriter	p. 5

Independent Registered Public Accounting Firms	p. 5

Condensed Financial Information (Unaudited)	p. 6

Financial Statements

 72  RIVERSOURCE INNOVATIONS CLASSIC VARIABLE ANNUITY — PROSPECTUS

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RIVERSOURCE INNOVATIONS CLASSIC VARIABLE ANNUITY — PROSPECTUS 73

RiverSource Life Insurance Company
829 Ameriprise Financial Center
Minneapolis, MN 55474
1-800-333-3437

RiverSource Distributors, Inc. (Distributor), Member FINRA.
Insurance and annuity products are issued by RiverSource Life Insurance Company.

©2008-2013 RiverSource Life Insurance Company. All rights reserved.
45281 T (4/13)

Prospectus

April 29, 2013

RiverSource®

FlexChoice Variable Annuity

CONTRACT OPTION L: INDIVIDUAL FLEXIBLE PREMIUM DEFERRED COMBINATION FIXED/VARIABLE ANNUITY

CONTRACT OPTION C: INDIVIDUAL FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY

Issued by:	RiverSource Life Insurance Company (RiverSource Life)

829 Ameriprise Financial Center
Minneapolis, MN 55474
Telephone: 1-800-333-3437
(Corporate Office)
RiverSource Variable Annuity Account/RiverSource MVA Account

New contracts are not currently being offered.

This prospectus contains information that you should know before investing in RiverSource FlexChoice Variable Annuity Contract Option L and Contract Option C. The information in this prospectus applies to both contracts unless stated otherwise.

Prospectuses are also available for:

Columbia Funds Variable Series Trust II
Fidelity® Variable Insurance Products – Service Class
Franklin® Templeton® Variable Insurance Products
  Trust (FTVIPT) – Class 2
Invesco Variable Insurance Funds
MFS® Variable Insurance Trustsm
Putnam Variable Trust – Class IB Shares

Please read the prospectuses carefully and keep them for future reference.

The Securities and Exchange Commission (SEC) has not approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

An investment in this contract is not a deposit of a bank or financial institution and is not insured or guaranteed by the Federal Deposit Insurance Corporation (FDIC) or any other government agency. An investment in this contract involves investment risk including the possible loss of principal.

A Statement of Additional Information (SAI), dated the same date as this prospectus, is incorporated by reference into this prospectus. It is filed with the SEC and is available without charge by contacting RiverSource Life at the telephone number and address listed above. The table of contents of the SAI is on the last page of this prospectus. The SEC maintains an Internet site. This prospectus, the SAI and other information about the product are available on the EDGAR Database on the SEC’s Internet site at (http://www.sec.gov).

Variable annuities are insurance products that are complex investment vehicles. Before you invest, be sure to ask your investment professional about the variable annuity’s features, benefits, risks and fees, and whether the variable annuity is appropriate for you, based upon your financial situation and objectives.

The contract and/or certain optional benefits described in this prospectus may not be available in all jurisdictions. This prospectus constitutes an offering or solicitation only in those jurisdictions where such offering or solicitation may lawfully be made. State variations are covered in a special contract form used in that state. This prospectus provides a general description of the contract. Your actual contract and any riders or endorsements are the controlling documents.

RiverSource Life has not authorized any person to give any information or to make any representations regarding the contract other than those contained in this prospectus or the fund prospectuses. Do not rely on any such information or representations.

RiverSource Life offers several different annuities which your investment professional may or may not be authorized to offer to you. Each annuity has different features and benefits that may be appropriate for you based on your financial situation and needs, your age and how you intend to use the annuity. The different features and benefits may include the investment and fund manager options, variations in interest rate amount and guarantees, credits, withdrawal charge schedules and access to annuity account values. The fees and charges may also be different between each annuity.

RIVERSOURCE FLEXCHOICE VARIABLE ANNUITY — PROSPECTUS 1

 2  RIVERSOURCE FLEXCHOICE VARIABLE ANNUITY — PROSPECTUS

Key Terms

These terms can help you understand details about your contract.

Accumulation unit: A measure of the value of each subaccount before annuity payouts begin.

Annuitant: The person or persons on whose life or life expectancy the annuity payouts are based.

Annuity payouts: An amount paid at regular intervals under one of several plans.

Assumed investment rate: The rate of return we assume your investments will earn when we calculate your initial annuity payout amount using the annuity table in your contract. The standard assumed investment rate we use is 5% but you may request we substitute an assumed investment rate of 3.5%.

Beneficiary: The person you designate to receive benefits in case of the owner’s or annuitant’s death while the contract is in force.

Close of business: The time the New York Stock Exchange (NYSE) closes (4 p.m. Eastern time unless the NYSE closes earlier).

Code: The Internal Revenue Code of 1986, as amended.

Contract: A deferred annuity contract that permits you to accumulate money for retirement by making one or more purchase payments. It provides for lifetime or other forms of payouts beginning at a specified time in the future.

Contract value: The total value of your contract before we deduct any applicable charges.

Contract year: A period of 12 months, starting on the effective date of your contract and on each anniversary of the effective date.

Funds: Investment options under your contract. You may allocate your purchase payments into subaccounts investing in shares of the funds.

Good order: We cannot process your transaction request relating to the contract until we have received the request in good order at our corporate office. “Good order” means the actual receipt of the requested transaction in writing, along with all information, forms and supporting legal documentation necessary to effect the transaction. To be in “good order,” your instructions must be sufficiently clear so that we do not need to exercise any discretion to follow such instructions. This information and documentation generally includes your completed request; the contract number; the transaction amount (in dollars); the names of and allocations to and/or from the subaccounts and the fixed account affected by the requested transaction; the signatures of all contract owners, exactly as registered on the contract, if necessary; Social Security Number or Taxpayer Identification Number; and any other information, forms or supporting documentation that we may require. With respect to purchase requests, “good order” also generally includes receipt of sufficient payment by us to effect the purchase. We may, in our sole discretion, determine whether any particular transaction request is in good order, and we reserve the right to change or waive any good order requirements at any time.

Guarantee Period: The number of successive 12-month periods that a guaranteed interest rate is credited.

Guarantee Period Accounts (GPAs): A nonunitized separate account to which you may allocate purchase payments or transfer contract value of at least $1,000. These accounts have guaranteed interest rates for guarantee periods we declare when you allocate purchase payments or transfer contract value to a GPA. These guaranteed rates and periods of time may vary by state. Unless an exception applies, transfers or withdrawals from a GPA done more than 30 days before the end of the guarantee period will receive a market value adjustment, which may result in a gain or loss of principal.

Market Value Adjustment (MVA): A positive or negative adjustment assessed if any portion of a Guarantee Period Account is withdrawn or transferred more than 30 days before the end of its guarantee period.

One-year fixed account: An account to which you may make allocations. Amounts you allocate to this account earn interest at rates that we declare periodically.

Owner (you, your): The person or persons identified in the contract as owner(s) of the contract, who has or have the right to control the contract (to decide on investment allocations, transfers, payout options, etc.). Usually, but not always, the owner is also the annuitant. During the owner’s life, the owner is responsible for taxes, regardless of whether he or she receives the contract’s benefits. When the contract is owned by a revocable trust, the annuitant selected should be the grantor of the trust to assure compliance with Section 72(s) of the Code.

Qualified annuity: A contract that you purchase to fund one of the following tax-deferred retirement plans that is subject to applicable federal law and any rules of the plan itself:

•	Individual Retirement Annuities (IRAs) including inherited IRAs under Section 408(b) of the Code

RIVERSOURCE FLEXCHOICE VARIABLE ANNUITY — PROSPECTUS 3

•	Roth IRAs including inherited Roth IRAs under Section 408A of the Code

•	Simplified Employee Pension (SEP) plans under Section 408(k) of the Code

•	Tax-Sheltered Annuity (TSA) rollovers under Section 403(b) of the Code

A qualified annuity will not provide any necessary or additional tax deferral if it is used to fund a retirement plan that is already tax deferred.

All other contracts are considered nonqualified annuities.

Retirement date: The date when annuity payouts are scheduled to begin.

Rider effective date: The date a rider becomes effective as stated in the rider.

RiverSource Life: In this prospectus, “we,” “us,” “our” and “RiverSource Life” refer to RiverSource Life Insurance Company.

Valuation date: Any normal business day, Monday through Friday, on which the NYSE is open, up to the close of business. At the close of business, the next valuation date begins. We calculate the accumulation unit value of each subaccount on each valuation date. If we receive your purchase payment or any transaction request (such as a transfer or withdrawal request) in good order at our corporate office before the close of business, we will process your payment or transaction using the accumulation unit value we calculate on the valuation date we received your payment or transaction request. On the other hand, if we receive your purchase payment or transaction request in good order at our corporate office at or after the close of business, we will process your payment or transaction using the accumulation unit value we calculate on the next valuation date. If you make a transaction request by telephone (including by fax), you must have completed your transaction by the close of business in order for us to process it using the accumulation unit value we calculate on that valuation date. If you were not able to complete your transaction before the close of business for any reason, including telephone service interruptions or delays due to high call volume, we will process your transaction using the accumulation unit value we calculate on the next valuation date.

Variable account: Consists of separate subaccounts to which you may allocate purchase payments; each invests in shares of one fund. The value of your investment in each subaccount changes with the performance of the particular fund.

Withdrawal value: The amount you are entitled to receive if you make a full withdrawal from your contract. It is the contract value minus any applicable charges.

 4  RIVERSOURCE FLEXCHOICE VARIABLE ANNUITY — PROSPECTUS

The Contract in Brief

This prospectus describes two contracts. Contract Option L offers a four year withdrawal charge schedule and investment options in the GPAs, one-year fixed account and/or the subaccounts. Contract Option C eliminates the withdrawal charge schedule in exchange for a higher mortality and expense risk fee and allows investment in the subaccounts only. Your investment professional can help you determine which contract is best suited to your needs based on factors such as your investment goals and how long you intend to invest.

Purpose: The purpose of these contracts is to allow you to accumulate money for retirement or similar long-term goal. You do this by making one or more purchase payments. For contract Option L, you may allocate your purchase payments to the GPAs, one-year fixed account and/or subaccounts. For contract Option C, you may allocate purchase payments to the subaccounts. For both contract Option L and contract Option C, you risk losing amounts you invest in the subaccounts of the variable account. These accounts, in turn, may earn returns that increase the value of a contract. If the contract value goes to zero due to underlying fund’s performance or deduction of fees, the contract will no longer be in force and the contract (including any death benefit riders) will terminate. Beginning at a specified time in the future called the retirement date, these contracts provide lifetime or other forms of payouts of your contract value (less any applicable premium tax).

It may have not been advantageous for you to purchase this contract in exchange for, or in addition to, an existing annuity or life insurance policy. Generally, you can exchange one annuity for another or for a long-term care policy in a “tax-free” exchange under Section 1035 of the Code. You can also do a partial exchange from one annuity contract to another annuity contract, subject to Internal Revenue Service (“IRS”) rules. You also generally can exchange a life insurance policy for an annuity. However, before making an exchange, you should compare both contracts carefully because the features and benefits may be different. Fees and charges may be higher or lower on your old contract than on this contract. You may have to pay a withdrawal charge when you exchange out of your old contract and a new withdrawal charge period will begin when you exchange into this contract. If the exchange does not qualify for Section 1035 treatment, you also may have to pay federal income tax on the distribution. State income taxes may also apply. You should not exchange your old contract for this contract, or buy this contract in addition to your old contract, unless you determine it is in your best interest. (See “Taxes-1035 Exchanges”.)

Tax-deferred retirement plans: Most annuities have a tax-deferred feature. So do many retirement plans under the Code. As a result, when you use a qualified annuity to fund a retirement plan that is tax-deferred, your contract will not provide any necessary or additional tax deferral for that retirement plan. A qualified annuity has features other than tax deferral that may help you reach your retirement goals. In addition, the Code subjects retirement plans to required withdrawals triggered at a certain age. These mandatory withdrawals are called required minimum distributions (“RMDs”). RMDs may reduce the value of certain death benefits and optional riders (see “Taxes — Qualified Annuities — Required Minimum Distributions”). You should consult your tax advisor before you purchase the contract as a qualified annuity for an explanation of the tax implications to you.

Accounts: Generally, you may allocate purchase payments to the GPAs, one-year fixed account and/or the subaccounts, depending on the contract option you select.

If you select contract Option L, you may allocate your purchase payments among any or all of:

•	the subaccounts, each of which invests in a fund with a particular investment objective. The value of each subaccount varies with the performance of the particular fund in which it invests. We cannot guarantee that the value at the retirement date will equal or exceed the total purchase payments you allocate to the subaccounts. (see “The Variable Account and the Funds”)

•	GPAs which earn interest at rates declared when you make an allocation to that account. The required minimum investment in each GPA is $1,000. These accounts may not be available in all states. (See “The Guarantee Period Accounts (GPAs)”)

•	one-year fixed account, which earns interest at rates that we adjust periodically. There are restrictions on the amount you can allocate to this account as well as on transfers from this account. (See “The One-Year Fixed Account”)

If you select contract Option C and your application is signed on or after May 1, 2003, you may allocate purchase payments to the subaccounts only. For applications dated prior to May 1, 2003, investment in the GPAs and one-year fixed account is not restricted in most states.

Buying a contract: We no longer offer new contracts. However, you have the option of making additional purchase payments to your contract. Some states have time limitations for making additional payments. (See “Buying Your Contract”)

Transfers: Subject to certain restrictions, you currently may redistribute your contract value among the accounts without charge at any time until annuity payouts begin, and once per contract year among the subaccounts after annuity payouts begin. Transfers out of the GPAs done more than 30 days before the end of the guarantee period will be subject to a MVA, unless an

RIVERSOURCE FLEXCHOICE VARIABLE ANNUITY — PROSPECTUS 5

exception applies. You may establish automated transfers among the accounts. We reserve the right to limit transfers to the GPAs and the one-year fixed account if the interest rate we are then currently crediting is equal to the minimum interest rate stated in the contract. (See “Making the Most of Your Contract — Transferring Among Accounts”).

Withdrawals: You may withdraw all or part of your contract value at any time before the retirement date. You also may establish automated partial withdrawals. Withdrawals may be subject to charges and tax penalties (including a 10% IRS penalty that may apply if you make withdrawals prior to your reaching age 59 1/2) and may have other tax consequences. Certain other restrictions may apply. (See “Withdrawals”)

Optional benefits: These contracts offer optional features that are available for additional charges if you meet certain criteria. (see “Optional Benefits”)

Benefits in case of death: If you or the annuitant die before annuity payouts begin, we will pay the beneficiary an amount based on the death benefit selected. (See “Benefits in Case of Death”).

Annuity payouts: You can apply your contract value, after reflecting any adjustments, to an annuity payout plan that begins on the retirement date. You may choose from a variety of plans to make sure that payouts continue as long as you like. The payout schedule must meet IRS requirements. We can make payouts on a fixed or variable basis, or both. During the annuity payout period, your choices for subaccounts may be limited. The GPAs are not available during the payout period. (See “The Annuity Payout Period”).

Taxes: Generally, income earned on your contract value grows tax-deferred until you make withdrawals or begin to receive payouts. (Under certain circumstances, IRS penalty taxes may apply.) The tax treatment of qualified and non-qualified annuities differs. Even if you direct payouts to someone else, you will be taxed on the income if you are the owner. (See “Taxes”).

 6  RIVERSOURCE FLEXCHOICE VARIABLE ANNUITY — PROSPECTUS

Expense Summary

The following tables describe the fees and expenses that you will pay when buying, owning and making a withdrawal from the contract. The first table describes the fees and expenses that you paid at the time that you bought the contract and will pay when you make a withdrawal from the contract. State premium taxes also may be deducted.

CONTRACT OWNER TRANSACTION EXPENSES

Withdrawal charge

(contingent deferred sales charge as a percentage of the amount withdrawn)
You select either contract Option L or Option C at the time of application. Option C contracts have no withdrawal charge schedule but they carry higher mortality and expense risk fees than Option L contracts.

Contract year for	Withdrawal charge
Contract Option L	percentage

1-2	8%

3	7

4	6

5 and later	0

Withdrawal charge under Annuity Payout Plan E — Payouts for a specified period: If you are receiving variable annuity payments under this annuity payout plan, you can choose to take a withdrawal. The amount that you can withdraw is the present value of any remaining variable payouts. The discount rate we use in the calculation will be 5.17% for the assumed investment return of 3.5% and 6.67% for the assumed investment return of 5.0%. The withdrawal charge equals the present value of the remaining payouts using the assumed investment return minus the present value of the remaining payouts using the discount rate. (See “Charges — Withdrawal Charge” and “The Annuity Payout Period — Annuity Payout Plans.”)

The next two tables describe the fees and expenses that you will pay periodically during the time that you own the contract, not including fund fees and expenses.

ANNUAL VARIABLE ACCOUNT EXPENSES
(As a percentage of average daily subaccount value.)

You can choose either contract Option L or Option C and the death benefit guarantee provided. The combination you choose determines the fees you pay. The table below shows the combinations available to you and their cost.

	Variable account	Total mortality and	Total variable
If you select contract Option L and:	administrative charge	expense risk fee	account expenses

Return of Purchase Payment (ROP) death benefit	0.15%	1.25%	1.40%

Maximum Anniversary Value (MAV) death benefit	0.15	1.35	1.50

Enhanced Death Benefit (EDB)	0.15	1.55	1.70

If you select contract Option C and:

ROP death benefit	0.15	1.35	1.50

MAV death benefit	0.15	1.45	1.60

EDB	0.15	1.65	1.80

OTHER ANNUAL EXPENSES

Annual contract administrative charge	$40

(We will waive this charge when your contract value is $100,000 or more on the current contract anniversary.)

Benefit Protector Death Benefit Rider (Benefit Protector) fee	0.25%	*

(As a percentage of the contract value charged annually on the contract anniversary.)

Benefit Protector Plus Death Benefit Rider (Benefit Protector Plus) fee	0.40%	*

(As a percentage of the contract value charged annually on the contract anniversary.)

Guaranteed Minimum Income Benefit Rider (GMIB) fee	0.70%	**

(As a percentage of the GMIB benefit base charged annually on the contract anniversary.)

*	This fee applies only if you elect this optional feature.
**	For applications signed prior to May 1, 2003, the following current annual rider charges apply: GMIB — 0.30%.

RIVERSOURCE FLEXCHOICE VARIABLE ANNUITY — PROSPECTUS 7

ANNUAL OPERATING EXPENSES OF THE FUNDS
The next two tables describe the operating expenses of the funds that you may pay periodically during the time that you own the contract. These operating expenses are for the fiscal year ended Dec. 31, 2012, unless otherwise noted. The first table shows the minimum and maximum total operating expenses charged by the funds. The second table shows the total operating expenses charged by each fund. More detail concerning each fund’s fees and expenses is contained in the prospectus for each fund.

Minimum and maximum annual operating expenses for the funds

(Including management fee, distribution and/or service (12b-1) fees and other expenses)(1)

	Minimum	Maximum

Total expenses before fee waivers and/or expense reimbursements	0.60%	1.23%

(1)	Each fund deducts management fees and other expenses from fund assets. Fund assets include amounts you allocate to a particular fund. Funds may also charge 12b-1 fees that are used to finance any activity that is primarily intended to result in the sale of fund shares. Because 12b-1 fees are paid out of fund assets on an ongoing basis, you may pay more if you select subaccounts investing in funds that have adopted 12b-1 plans than if you select subaccounts investing in funds that have not adopted 12b-1 plans. The fund or the fund’s affiliates may pay us or our affiliates for promoting and supporting the offer, sale and servicing of fund shares. In addition, the fund’s distributor and/or investment adviser, transfer agent or their affiliates may pay us or our affiliates for various services we or our affiliates provide. The amount of these payments will vary by fund and may be significant. See “The Variable Account and the Funds” for additional information, including potential conflicts of interest these payments may create. For a more complete description of each fund’s fees and expenses and important disclosure regarding payments the fund and/or its affiliates make, please review the fund’s prospectus and SAI.

Total annual operating expenses for each fund*

(Before fee waivers and/or expense reimbursements, if applicable, as a percentage of average daily net assets)

				Acquired fund	Gross total
	Management	12b-1	Other	fees and	annual
Fund name**	fees	fees	expenses	expenses***	expenses

Columbia Variable Portfolio – Balanced Fund (Class 3)	0.64%	0.13%	0.15%	—%	0.92%

Columbia Variable Portfolio – Cash Management Fund (Class 3)	0.33	0.13	0.14	—	0.60	(1)

Columbia Variable Portfolio – Diversified Bond Fund (Class 3)	0.41	0.13	0.13	—	0.67

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3)**	0.57	0.13	0.12	—	0.82

Columbia Variable Portfolio – High Yield Bond Fund (Class 3)	0.58	0.13	0.17	—	0.88	(1)

Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3)**	0.66	0.13	0.14	0.01	0.94

Columbia Variable Portfolio – Select Smaller-Cap Value Fund (Class 3)	0.79	0.13	0.22	—	1.14	(1)

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 3)**	0.36	0.13	0.14	—	0.63

Fidelity® VIP Balanced Portfolio Service Class 2	0.41	0.25	0.12	0.01	0.79

Fidelity® VIP Growth & Income Portfolio Service Class 2	0.46	0.25	0.13	—	0.84

Fidelity® VIP Growth Portfolio Service Class 2	0.56	0.25	0.10	—	0.91

Fidelity® VIP Mid Cap Portfolio Service Class 2	0.56	0.25	0.09	—	0.90

FTVIPT Franklin Small Cap Value Securities Fund – Class 2	0.51	0.25	0.16	—	0.92

FTVIPT Franklin Small-Mid Cap Growth Securities Fund – Class 2	0.51	0.25	0.29	—	1.05

FTVIPT Mutual Shares Securities Fund – Class 2	0.60	0.25	0.11	—	0.96

FTVIPT Templeton Foreign Securities Fund – Class 2	0.64	0.25	0.15	—	1.04

Invesco V.I. American Franchise Fund, Series II Shares**	0.68	0.25	0.30	—	1.23	(2)

Invesco V.I. Core Equity Fund, Series II Shares	0.61	0.25	0.29	—	1.15

MFS® Investors Trust Series – Service Class	0.75	0.25	0.07	—	1.07

MFS® New Discovery Series – Service Class	0.90	0.25	0.07	—	1.22

MFS® Total Return Series – Service Class	0.75	0.25	0.05	—	1.05	(3)

MFS® Utilities Series – Service Class	0.74	0.25	0.08	—	1.07

Putnam VT Growth and Income Fund – Class IB Shares	0.49	0.25	0.14	—	0.88

Putnam VT Income Fund – Class IB Shares	0.41	0.25	0.19	—	0.85

Putnam VT International Equity Fund – Class IB Shares	0.71	0.25	0.18	—	1.14

Putnam VT Multi-Cap Growth Fund – Class IB Shares	0.57	0.25	0.15	—	0.97

*	The Funds provided the information on their expenses and we have not independently verified the information.

**	The previous fund names can be found in “The Variable Account and the Funds” section of the prospectus.

***	Includes fees and expenses incurred indirectly by the Fund as a result of its investment in other investment companies (also referred to as acquired funds).

 8  RIVERSOURCE FLEXCHOICE VARIABLE ANNUITY — PROSPECTUS

(1)	Columbia Management Investment Advisers, LLC and certain of its affiliates have contractually agreed to waive and/or to reimburse expenses (excluding certain fees and expenses, such as transaction costs and certain other investment related expenses, interest, taxes, acquired fund fees and expenses, and extraordinary expenses) until April 30, 2014, unless sooner terminated at the sole discretion of the Fund’s Board of Trustees. Under this agreement, the Fund’s net operating expenses, subject to applicable exclusions, will not exceed the annual rate of 0.575% for Columbia Variable Portfolio – Cash Management Fund (Class 3), 0.845% for Columbia Variable Portfolio – High Yield Bond Fund (Class 3) and 1.055% for Columbia Variable Portfolio – Select Smaller-Cap Value Fund (Class 3).

(2)	The Adviser has contractually agreed, through at least June 30, 2014, to waive advisory fees and/or reimburse expenses of Series II shares to the extent necessary to limit total annual fund operating expenses after fee waivers and/or expense reimbursements (excluding interest, taxes, dividend expense on short sales, extraordinary or non-routine items, including litigation expenses and expenses that the Fund has incurred but did not actually pay because of an expense offset arrangement) of Series II shares to 1.15% of average daily net assets. Unless the Board of Trustees and Invesco Advisers, Inc. mutually agree to amend or continue the fee waiver agreement, it will terminate on June 30, 2014.

(3)	Massachusetts Financial Services Company has agreed in writing to reduce its management fee to 0.70% of the fund’s average daily net assets annually in excess of $1 billion and 0.65% of the fund’s average daily net assets annually in excess of $2.5 billion to $3 billion. This written agreement will remain in effect until modified by the fund’s Board of Trustees, but such agreement will continue until at least April 30, 2014. After fee waivers, net expenses would be 1.02%.

RIVERSOURCE FLEXCHOICE VARIABLE ANNUITY — PROSPECTUS 9

Examples
These examples are intended to help you compare the cost of investing in these contracts with the cost of investing in other variable annuity contracts. These costs include your transaction expenses, contract administrative charges(1), variable account annual expenses and fund fees and expenses.

These examples assume that you invest $10,000 in the contract for the time periods indicated. These examples also assume that your investment has a 5% return each year.

Maximum Expenses. These examples assume the most expensive combination of contract features and benefits and the maximum fees and expenses of any of the funds before fee waivers and/or expense reimbursements. They assume that you select the EDB and the GMIB. Although your actual costs may be lower, based on these assumptions your costs would be:

					If you do not withdraw your contract
	If you withdraw your contract				or if you select an annuity payout plan
	at the end of the applicable time period:				at the end of the applicable time period:
	1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years

Contract Option L with EDB	$1,221	$1,978	$2,133	$4,436	$414	$1,260	$2,133	$4,436

Contract Option C with EDB	424	1,290	2,182	4,526	424	1,290	2,182	4,526

Minimum Expenses. These examples assume the least expensive combination of contract features and benefits and the minimum fees and expenses of any of the funds before fee waivers and/or expense reimbursements. They assume that you select the ROP Death Benefit and do not select any optional benefits. Although your actual costs may be higher, based on these assumptions your costs would be:

					If you do not withdraw your contract
	If you withdraw your contract				or if you select an annuity payout plan
	at the end of the applicable time period:				at the end of the applicable time period:
	1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years

Contract Option L with ROP death benefit	$1,065	$1,506	$1,279	$2,705	$245	$751	$1,279	$2,705

Contract Option C with ROP death benefit	255	782	1,330	2,809	255	782	1,330	2,809

(1)	In these examples, the contract administrative charge is $40.

THE EXAMPLES ARE ILLUSTRATIVE ONLY. YOU SHOULD NOT CONSIDER THESE EXAMPLES AS A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES WILL BE HIGHER OR LOWER THAN THOSE SHOWN DEPENDING UPON WHICH OPTIONAL BENEFIT YOU ELECT OTHER THAN INDICATED IN THE EXAMPLES OR IF YOU ALLOCATE CONTRACT VALUE TO ANY OTHER AVAILABLE SUBACCOUNTS.

 10  RIVERSOURCE FLEXCHOICE VARIABLE ANNUITY — PROSPECTUS

Condensed Financial Information

You can find unaudited condensed financial information for the subaccounts representing the lowest and highest total annual variable account expense combinations in the Appendix.

Financial Statements

You can find our audited financial statements and the audited financial statements of the divisions, which are comprised of subaccounts, in the SAI. The SAI does not include audited financial statements for divisions that are new (if any) and have no activity as of the financial statements date.

The Variable Account and the Funds

Variable Account. The variable account was established under Indiana law on July 15, 1987, and the subaccounts are registered together as a single unit investment trust under the Investment Company Act of 1940 (the 1940 Act). This registration does not involve any supervision of our management or investment practices and policies by the SEC. All obligations arising under the contracts are general obligations of RiverSource Life.

The variable account meets the definition of a separate account under federal securities laws. We credit or charge income, capital gains and capital losses of each subaccount only to that subaccount. State insurance law prohibits us from charging a subaccount with liabilities of any other subaccount or of our general business. The variable account includes other subaccounts that are available under contracts that are not described in this prospectus.

Although the IRS has issued some guidance on investor control, the U.S. Treasury and the IRS may continue to examine this aspect of variable contracts and provide additional guidance on investor control. At this time, we do not know what the additional guidance will be or when action will be taken. We reserve the right to modify the contract, as necessary, so that the owner will not be subject to current taxation as the owner of the subaccount assets.

We intend to comply with all federal tax laws so that the contract continues to qualify as an annuity for federal income tax purposes. We reserve the right to modify the contract as necessary to comply with any new tax laws.

The Funds. This contract currently offers subaccounts investing in shares of the funds listed in the table below.

•	Investment objectives: The investment managers and advisers cannot guarantee that the funds will meet their investment objectives. Please read the funds’ prospectuses for facts you should know before investing. These prospectuses are available by contacting us at the address or telephone number on the first page of this prospectus.

•	Fund name and management: A fund underlying your contract in which a subaccount invests may have a name, portfolio manager, objectives, strategies and characteristics that are the same or substantially similar to those of a publicly-traded retail mutual fund. Despite these similarities, an underlying fund is not the same as any publicly-traded retail mutual fund. Each underlying fund will have its own unique portfolio holdings, fees, operating expenses and operating results. The results of each underlying fund may differ significantly from any publicly-traded retail mutual fund.

•	Eligible purchasers: All funds are available to serve as the underlying investments for variable annuities and variable life insurance policies. The funds are not available to the public (see “Fund Name and Management” above). Some funds also are available to serve as investment options for tax-deferred retirement plans. It is possible that in the future for tax, regulatory or other reasons, it may be disadvantageous for variable annuity accounts and variable life insurance accounts and/or tax-deferred retirement plans to invest in the available funds simultaneously. Although we and the funds’ providers do not currently foresee any such disadvantages, the boards of directors or trustees of each fund will monitor events in order to identify any material conflicts between annuity owners, policy owners and tax-deferred retirement plans and to determine what action, if any, should be taken in response to a conflict. If a board were to conclude that it should establish separate fund providers for the variable annuity, variable life insurance and tax-deferred retirement plan accounts, you would not bear any expenses associated with establishing separate funds. Please refer to the funds’ prospectuses for risk disclosure regarding simultaneous investments by variable annuity, variable life insurance and tax-deferred retirement plan accounts. Each fund intends to comply with the diversification requirements under Section 817(h) of the Code.

•	Asset allocation programs may impact fund performance: Asset allocation programs in general may negatively impact the performance of an underlying fund. Even if you do not participate in an asset allocation program, a fund in which your subaccount invests may be impacted if it is included in an asset allocation program. Rebalancing or reallocation under the terms of the asset allocation program may cause a fund to lose money if it must sell large amounts of securities to meet a redemption request. These losses can be greater if the fund holds securities that are not as liquid as others, for example, various types of bonds, shares of smaller companies and securities of foreign issuers. A fund may also experience higher expenses because it must sell or buy securities more frequently than it otherwise might in the absence of asset allocation

RIVERSOURCE FLEXCHOICE VARIABLE ANNUITY — PROSPECTUS 11

program rebalancing or reallocations. Because asset allocation programs include periodic rebalancing and may also include reallocation, these effects may occur under any asset allocation program we offer or under asset allocation programs used in conjunction with the contracts and plans of other eligible purchasers of the funds.

•	Funds available under the contract: We seek to provide a broad array of underlying funds taking into account the fees and charges imposed by each fund and the contract charges we impose. We select the underlying funds in which the subaccounts initially invest and when there is substitution (see “Substitution of Investments”). We also make all decisions regarding which funds to retain in a contract, which funds to add to a contract and which funds will no longer be offered in a contract. In making these decisions, we may consider various objective and subjective factors. Objective factors include, but are not limited to fund performance, fund expenses, classes of fund shares available, size of the fund and investment objectives and investing style of the fund. Subjective factors include, but are not limited to, investment sub-styles and process, management skill and history at other funds and portfolio concentration and sector weightings. We also consider the levels and types of revenue including, but not limited to, expense payments and non-cash compensation a fund, its distributor, investment adviser, subadviser, transfer agent or their affiliates pay us and our affiliates. This revenue includes, but is not limited to compensation for administrative services provided with respect to the fund and support of marketing and distribution expenses incurred with respect to the fund.

•	Revenue we receive from the funds may create potential conflicts of interest: We or our affiliates receive from each of the funds, or the funds’ affiliates, varying levels and types of revenue, including but not limited to expense payments and non-cash compensation. The amount of this revenue and how it is computed varies by fund, may be significant and may create potential conflicts of interest. The greatest amount and percentage of revenue we and our affiliates receive comes from assets allocated to subaccounts investing in the funds that are managed by our affiliates Columbia Management Investment Advisers, LLC (Columbia Management Investment Advisers) or Columbia Wanger Asset Management, LLC (Columbia Wanger Asset Management) (affiliated funds). Employee compensation and operating goals at all levels are tied to the success of Ameriprise Financial, Inc. and its affiliates, including us. Certain employees may receive higher compensation and other benefits based, in part, on contract values that are invested in the affiliated funds. We or our affiliates receive revenue which ranges up to 0.69% of the average daily net assets invested in the underlying funds through this and other contracts we and our affiliate issue. We or our affiliates may also receive revenue which ranges up to 0.04% of aggregate, net or anticipated sales of underlying funds through this and other contracts we and our affiliate issue. Please see the SAI for a table that ranks the underlying funds according to total dollar amounts they and their affiliates paid us or our affiliates in the prior calendar year.

Expense payments, non-cash compensation and other forms of revenue may influence recommendations your investment professional makes regarding whether you should invest in the contract and whether you should allocate purchase payments or contract value to a subaccount that invests in a particular fund (see “About the Service Providers”).

The revenue we or our affiliates receive from a fund or its affiliates is in addition to revenue we receive from the charges you pay when buying, owning and making a withdrawal from the contract (see “Expense Summary”). However, the revenue we or our affiliates receive from a fund or its affiliates may come, at least in part, from the fund’s fees and expenses you pay indirectly when you allocate contract value to the subaccount that invests in that fund.

•	Why revenues are paid to us: In accordance with applicable laws, regulations and the terms of the agreements under which such revenue is paid, we or our affiliates may receive these revenues including, but not limited to expense payments and non-cash compensation for various purposes:

•	Compensating, training and educating investment professionals who sell the contracts.

•	Granting access to our employees whose job it is to promote sales of the contracts by authorized selling firms and their investment professionals, and granting access to investment professionals of our affiliated selling firms.

•	Activities or services we or our affiliates provide that assist in the promotion and distribution of the contracts including promoting the funds available under the contracts to prospective and existing contract owners, authorized selling firms and investment professionals.

•	Providing sub-transfer agency and shareholder servicing to contract owners.

•	Promoting, including and/or retaining the fund’s investment portfolios as underlying investment options in the contracts.

•	Advertising, printing and mailing sales literature, and printing and distributing prospectuses and reports.

•	Furnishing personal services to contract owners, including education of contract owners, answering routine inquiries regarding a fund, maintaining accounts or providing such other services eligible for service fees as defined under the rules of the Financial Industry Regulatory Authority (FINRA).

•	Subaccounting, transaction processing, recordkeeping and administration.

 12  RIVERSOURCE FLEXCHOICE VARIABLE ANNUITY — PROSPECTUS

•	Sources of revenue received from affiliated funds: The affiliated funds are managed by Columbia Management Investment Advisers or Columbia Wanger Asset Management. The sources of revenue we receive from these affiliated funds, or from affiliates of these funds, may include, but are not necessarily limited to, the following:

•	Assets of the fund’s adviser and transfer agent or an affiliate. The revenue resulting from these sources may be based either on a percentage of average daily net assets of the fund or on the actual cost of certain services we provide with respect to the fund. We may receive this revenue either in the form of a cash payment or it may be allocated to us.

•	Compensation paid out of 12b-1 fees that are deducted from fund assets and disclosed in the “12b-1 fees” column of the “Annual Operating Expenses of the Funds” table.

•	Sources of revenue received from unaffiliated funds: The unaffiliated funds are not managed by an affiliate of ours. The sources of revenue we receive from these unaffiliated funds, or the funds’ affiliates, may include, but are not necessarily limited to, the following:

•	Assets of the fund’s adviser, subadviser, transfer agent or an affiliate of these and assets of the fund’s distributor or an affiliate. The revenue resulting from these sources usually is based on a percentage of average daily net assets of the fund but there may be other types of payment arrangements.

•	Compensation paid out of 12b-1 fees that are deducted from fund assets and disclosed in the “12b-1 fees” column of the “Annual Operating Expenses of the Funds” table.

RIVERSOURCE FLEXCHOICE VARIABLE ANNUITY — PROSPECTUS 13

You may allocate purchase payments and transfers to any or all of the subaccounts of the variable account that invest in shares of the following funds:

Investing In	Investment Objective and Policies	Investment Adviser
Columbia Variable Portfolio – Balanced Fund (Class 3)	Seeks maximum total investment return through a combination of capital growth and current income.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Cash Management Fund (Class 3)	Seeks maximum current income consistent with liquidity and stability of principal.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Diversified Bond Fund (Class 3)	Seeks high level of current income while attempting to conserve the value of the investment for the longest period of time.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3) (previously Columbia Variable Portfolio – Diversified Equity Income Fund (Class 3))	Seeks high level of current income and, as a secondary goal, steady growth of capital.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – High Yield Bond Fund (Class 3)	Seeks high current income, with capital growth as a secondary objective.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3) (previously Columbia Variable Portfolio – Dynamic Equity Fund (Class 3))	Seeks capital appreciation.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Select Smaller-Cap Value Fund (Class 3)	Seeks long-term capital growth.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 3) (previously Columbia Variable Portfolio – Short Duration U.S. Government Fund (Class 3))	Seeks high level of current income and safety of principal consistent with investment in U.S. government and government agency securities.	Columbia Management Investment Advisers, LLC

Fidelity® VIP Balanced Portfolio Service Class 2	Seeks income and capital growth consistent with reasonable risk. Invests approximately 60% of assets in stocks and other equity securities and the remainder in bonds and other debt securities, including lower-quality debt securities, when its outlook is neutral. Invests at least 25% of total assets in fixed-income senior securities (including debt securities and preferred stock). The fund invests in domestic and foreign issuers.	Fidelity Management & Research Company (FMR) is the fund’s manager. Fidelity Investments Money Management, Inc. (FIMM), FMR Co., Inc. (FMRC), and other investment advisers serve as sub-advisers for the fund.

Fidelity® VIP Growth & Income Portfolio Service Class 2	Seeks high total return through a combination of current income and capital appreciation. Normally invests a majority of assets in common stocks with a focus on those that pay current dividends and show potential for capital appreciation. Invests in domestic and foreign issuers. The Fund invests in either “growth” stocks or “value” stocks or both.	FMR is the fund’s manager. FMRC and other investment advisers serve as sub-advisers for the fund.

 14  RIVERSOURCE FLEXCHOICE VARIABLE ANNUITY — PROSPECTUS

Investing In	Investment Objective and Policies	Investment Adviser
Fidelity® VIP Growth Portfolio Service Class 2	Seeks to achieve capital appreciation. Normally invests primarily in common stocks. Invests in companies that it believes have above-average growth potential (stocks of these companies are often called “growth” stocks). The Fund invests in domestic and foreign issuers.	FMR is the fund’s manager. FMRC and other investment advisers serve as sub-advisers for the fund.

Fidelity® VIP Mid Cap Portfolio Service Class 2	Seeks long-term growth of capital. Normally invests primarily in common stocks. Normally invests at least 80% of assets in securities of companies with medium market capitalizations. May invest in companies with smaller or larger market capitalizations. Invests in domestic and foreign issuers. The Fund invests in either “growth” or “value” common stocks or both.	FMR is the fund’s manager. FMRC and other investment advisers serve as sub-advisers for the fund.

FTVIPT Franklin Small Cap Value Securities Fund – Class 2	Seeks long-term total return. Under normal market conditions, the fund invests at least 80% of its net assets in investments of small capitalization companies.	Franklin Advisory Services, LLC

FTVIPT Franklin Small-Mid Cap Growth Securities Fund – Class 2	Seeks long-term capital growth. Under normal market conditions, the fund invests at least 80% of its net assets in investments of small capitalization and mid capitalization companies.	Franklin Advisers, Inc.

FTVIPT Mutual Shares Securities Fund – Class 2	Seeks capital appreciation, with income as a secondary goal. Under normal market conditions, the fund invests primarily in U.S. and foreign equity securities that the investment manager believes are undervalued.	Franklin Mutual Advisers, LLC

FTVIPT Templeton Foreign Securities Fund – Class 2	Seeks long-term capital growth. Under normal market conditions, the fund invests at least 80% of its net assets in investments of issuers located outside the U.S., including those in emerging markets.	Templeton Investment Counsel, LLC

Invesco V.I. American Franchise Fund, Series II Shares (previously Invesco Van Kampen V.I. – American Franchise Fund, Series II Shares)	Seeks capital growth.	Invesco Advisers, Inc.

Invesco V.I. Core Equity Fund, Series II Shares	Seeks long-term growth of capital.	Invesco Advisers, Inc.

MFS® Investors Trust Series – Service Class	Seeks capital appreciation.	MFS® Investment Management

MFS® New Discovery Series – Service Class	Seeks capital appreciation.	MFS® Investment Management

MFS® Total Return Series – Service Class	Seeks total return.	MFS® Investment Management

MFS® Utilities Series – Service Class	Seeks total return.	MFS® Investment Management

RIVERSOURCE FLEXCHOICE VARIABLE ANNUITY — PROSPECTUS 15

Investing In	Investment Objective and Policies	Investment Adviser
Putnam VT Growth and Income Fund – Class IB Shares	Seeks capital growth and current income.	Putnam Investment Management, LLC, adviser; Putnam Advisory Company, LLC, sub-adviser; and Putnam Investments Limited

Putnam VT Income Fund – Class IB Shares	Seeks high current income consistent with what Putnam Investment Management, LLC believes to be prudent risk.	Putnam Investment Management, LLC, adviser; Putnam Investments Limited, sub-adviser

Putnam VT International Equity Fund – Class IB Shares	Seeks capital appreciation.	Putnam Investment Management, LLC, adviser; Putnam Advisory Company, LLC, sub-adviser; and Putnam Investments Limited

Putnam VT Multi-Cap Growth Fund – Class IB Shares	Seeks long-term capital appreciation.	Putnam Investment Management, LLC

The Guarantee Period Accounts (GPAs)

Investment in the GPAs is not available under contract Option C(1).

The GPAs may not be available in some states.

(1)	For applications dated May 1, 2003 or after, investment in the GPAs for contract Option C is not allowed in most states. For applications dated prior to May 1, 2003, investment in the GPAs is not restricted in most states. Please check with your investment professional to determine which applies in your state.

For contract Option L, you may allocate purchase payments to one or more of the GPAs with guarantee periods declared by us. The minimum required investment in each GPA is $1,000. There are restrictions on the amount you can allocate to these accounts as well as on transfers from these accounts (see “Buying Your Contract” and “Transfer policies”). These accounts are not available in all states and are not offered after annuity payouts begin.

Each GPA pays an interest rate that is declared when you make an allocation to that account. That interest rate is then fixed for the guarantee period that you chose. We will periodically change the declared interest rate for any future allocations to these accounts, but we will not change the rate paid on money currently in a GPA.

The interest rates that we will declare as guaranteed rates in the future are determined by us at our discretion (“future rates”). We will determine future rates based on various factors including, but not limited to, the interest rate environment, returns we earn on investments in the nonunitized separate account we have established for the GPAs, the rates currently in effect for new and existing RiverSource Life annuities, product design, competition and RiverSource Life’s revenues and other expenses. We cannot predict nor can we guarantee what future rates will be.

You may transfer or withdraw contract value out of the GPAs within 30 days before the end of the guarantee period without receiving a MVA (see “Market Value Adjustment (MVA)” below.) During this 30 day window you may choose to start a new guarantee period of the same length, transfer the contract value to another GPA, transfer the contract value to any of the subaccounts, or withdraw the contract value from the contract (subject to applicable withdrawal provisions). If we do not receive any instructions at the end of your guarantee period our current practice is to automatically transfer the contract value into the one-year fixed account.

We hold amounts you allocate to the GPAs in a “nonunitized” separate account. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the GPAs. State insurance law prohibits us from charging this separate account with liabilities of any other separate account or of our general business. We own the assets of this separate account as well as any favorable investment performance of those assets. You do not participate in the performance of the assets held in this separate account. We guarantee all benefits relating to your value in the GPAs. This guarantee is based on the continued claims-paying ability of the company’s general account. You should be aware that our general account is exposed to the risks normally associated with a portfolio of fixed-income securities, including interest rate, option, liquidity and credit risk. You should also be aware that we issue other types of insurance and financial products as well, and we also pay our obligations under these products from assets in our general account. Our general account is not segregated or insulated from the claims of our creditors. The financial statements contained in the SAI include a further discussion of the risks inherent within the investments of the general account.

We intend to construct and manage the investment portfolio relating to the separate account in such a way as to minimize the impact of fluctuations by interest rates. We seek to achieve this by constructing a portfolio of assets with a price sensitivity to interest rate changes (i.e., price duration) that is similar to the price duration of the corresponding portfolio of liabilities.

 16  RIVERSOURCE FLEXCHOICE VARIABLE ANNUITY — PROSPECTUS

We must invest this portfolio of assets in accordance with requirements established by applicable state laws regarding the nature and quality of investments that life insurance companies may make and the percentage of their assets that they may commit to any particular type of investment. Our investment strategy will incorporate the use of a variety of debt instruments having price durations tending to match the applicable guarantee periods. These instruments include, but are not necessarily limited to, the following:

•	Securities issued by the U.S. government or its agencies or instrumentalities, which issues may or may not be guaranteed by the U.S. government;

•	Debt securities that have an investment grade, at the time of purchase, within the four highest grades assigned by any of three nationally recognized rating agencies — Standard & Poor’s, Moody’s Investors Service or Fitch (formerly Duff & Phelps) — or are rated in the two highest grades by the National Association of Insurance Commissioners;

•	Other debt instruments which are unrated or rated below investment grade, limited to 10% of assets at the time of purchase; and

•	Real estate mortgages, limited to 45% of portfolio assets at the time of acquisition.

In addition, options and futures contracts on fixed income securities will be used from time to time to achieve and maintain appropriate investment and liquidity characteristics on the overall asset portfolio.

While this information generally describes our investment strategy, we are not obligated to follow any particular strategy except as may be required by federal law and Indiana and other state insurance laws.

MARKET VALUE ADJUSTMENT (MVA)
We guarantee the contract value allocated to your GPA, including the interest credited, if you do not make any transfers or withdrawals from that GPA prior to 30 days before the end of the Guarantee Period. However, we will apply an MVA if a transfer or withdrawal occurs prior to this time, unless the transfer is an automated transfer from the two-year GPA as part of a dollar-cost averaging program or an Interest Sweep strategy. The MVA also affects amounts withdrawn from a GPA prior to 30 days before the end of the Guarantee Period that are used to purchase payouts under an annuity payout plan. We will refer to all of these transactions as “early withdrawals” in the discussion below.

When you request an early withdrawal, we adjust the early withdrawal amount by an MVA formula. The early withdrawal amount reflects the relationship between the guaranteed interest rate you are earning in your current GPA and the interest rate we are crediting on new GPAs that end at the same time as your current GPA.

The MVA is sensitive to changes in current interest rates. The magnitude of any applicable MVA will depend on our current schedule of guaranteed interest rates at the time of the withdrawal, the time remaining in your Guarantee Period and your guaranteed interest rate. The MVA is negative, zero or positive depending on how the guaranteed interest rate on your GPA compares to the interest rate of a new GPA for the same number of years as the Guarantee Period remaining on your GPA. This is summarized in the following table.

If your GPA rate is:	The MVA is:

Less than the new GPA rate + 0.10%	Negative

Equal to the new GPA rate + 0.10%	Zero

Greater than the new GPA rate + 0.10%	Positive

General Examples
As the examples below demonstrate, the application of an MVA may result in either a gain or loss of principal. We refer to all of the transactions described below as “early withdrawals.”

Assume:

•	You purchase a contract and allocate part of your purchase payment to the ten-year GPA.

•	We guarantee an interest rate of 3.0% annually for your ten-year Guarantee Period.

•	After three years, you decide to make a withdrawal from your GPA. In other words, there are seven years left in your Guarantee Period.

Remember that the MVA depends partly on the interest rate of a new GPA for the same number of years as the Guarantee Period remaining on your GPA. In this case, that is seven years.

Example 1: Remember that your GPA is earning 3.0%. Assume at the time of your withdrawal new GPAs that we offer with a seven-year Guarantee Period are earning 3.5%. We add 0.10% to the 3.5% rate to get 3.6%. Your GPA’s 3.0% rate is less than the 3.6% rate so the MVA will be negative.

Example 2: Remember again that your GPA is earning 3.0%, and assume that new GPAs that we offer with a seven-year Guarantee Period are earning 2.5%. We add 0.10% to the 2.5% rate to get 2.6%. In this example, since your GPA’s 3.0% rate

RIVERSOURCE FLEXCHOICE VARIABLE ANNUITY — PROSPECTUS 17

is greater than the 2.6% rate, the MVA will be positive. To determine that adjustment precisely, you will have to use the formula described below.

Sample MVA Calculations
The precise MVA formula we apply is as follows:

Early withdrawal amount ×	[(	1 + i 1 + j + .001	)n/12	– 1]	= MVA

Where	i	=	rate earned in the GPA from which amounts are being transferred or withdrawn.
	j	=	current rate for a new Guaranteed Period equal to the remaining term in the current Guarantee Period.
	n	=	number of months remaining in the current Guarantee Period (rounded up).

Examples
Using assumptions similar to those we used in the examples above:

•	You purchase a contract and allocate part of your purchase payment to the ten-year GPA.

•	We guarantee an interest rate of 3.0% annually for your ten-year Guarantee Period.

•	After three years, you decide to make a $1,000 withdrawal from your GPA. In other words, there are seven years left in your Guarantee Period.

Example 1: You request an early withdrawal of $1,000 from your ten-year GPA earning a guaranteed interest rate of 3.0%. Assume at the time of your withdrawal new GPAs that we offer with a seven-year Guarantee Period are earning 3.5%. Using the formula above, we determine the MVA as follows:

$1,000 ×	[(	1.030 1 + .035 + .001	)84/12	– 1]	= –$39.84

In this example, the MVA is a negative $39.84.

Example 2: You request an early withdrawal of $1,000 from your ten-year GPA earning a guaranteed interest rate of 3.0%. Assume at the time of your withdrawal new GPAs that we offer with a seven-year Guarantee Period are earning 2.5%. Using the formula above, we determine the MVA as follows:

$1,000 ×	[(	1.030 1 + .025 + .001	)84/12	– 1]	= $27.61

In this example, the MVA is a positive $27.61.

Please note that when you allocate your purchase payment to the ten-year GPA and your purchase payment is in its fourth year from receipt at the beginning of the Guarantee Period, your withdrawal charge percentage is 6% due to the withdrawal charge schedule under contract Option L. (See “Charges — Withdrawal Charge.”) We do not apply MVAs to the amounts we deduct for withdrawal charges, so we would deduct the withdrawal charge from your early withdrawal after we applied the MVA. Also note that when you request an early withdrawal, we withdraw an amount from your GPA that will give you the net amount you requested after we apply the MVA (and any applicable withdrawal charge schedule under contract Option L), unless you request otherwise.

The current interest rate we offer on the GPA will change periodically at our discretion. It is the rate we are then paying on purchase payments, renewals and transfers paid under this class of contracts for Guarantee Period durations equaling the remaining Guarantee Period of the GPA to which the formula is being applied.

We will not apply MVAs to amounts withdrawn for annual contract charges, to amounts we pay as death claims or to automatic transfers from the two-year GPA as part of a dollar-cost averaging program or an Interest Sweep Strategy.

The One-Year Fixed Account

Investment in the one-year fixed account is not available under contract Option C(1).

For contract Option L, you may allocate purchase payments and transfer accumulated value to the one-year fixed account. Some states may restrict the amount you can allocate to this account. We back the principal and interest guarantees relating to the one-year fixed account. These guarantees are based on the continued claims-paying ability of the company’s general account. You should be aware that our general account is exposed to the risks normally associated with a portfolio of fixed-income securities, including interest rate, option, liquidity and credit risk. The financial statements contained in the SAI include a further discussion of the risks inherent within the investments of the general account. The value of the one-year fixed

 18  RIVERSOURCE FLEXCHOICE VARIABLE ANNUITY — PROSPECTUS

account increases as we credit interest to the account. Purchase payments and transfers to the one-year fixed account become part of our general account. We credit and compound interest daily based on a 365-day year (366 in a leap year) so as to produce the annual effective rate which we declare. The interest rate we apply to each purchase payment and transfer to the one-year fixed account is guaranteed for one year. Thereafter we will change the rates from time-to-time at our discretion. These rates will be based on various factors including, but not limited to, the interest rate environment, returns earned on investments backing these annuities, the rates currently in effect for new and existing RiverSource Life annuities, product design, competition, and RiverSource Life’s revenues and expenses. The guaranteed minimum interest rate offered may vary by state but will not be lower than state law allows.

There are restrictions on the amount you can allocate to this account as well as on transfers from this account (see “Buying Your Contract” and “Transfer policies”).

The one-year fixed account is not required to be registered with the SEC. The SEC staff does not review the disclosures in this prospectus on the one-year fixed account, however, disclosures regarding the one-year fixed account may be subject to certain generally applicable provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

(1)	For applications dated May 1, 2003 or after, investment in the one-year fixed account for contract Option C is not allowed in most states. For applications dated prior to May 1, 2003, investment in the one-year fixed account is not restricted in most states. Please check with your investment professional to determine which applies in your state.

Buying Your Contract

New contracts are not currently being offered.

We are required by law to obtain personal information from you which we will use to verify your identity. If you do not provide this information we reserve the right to refuse to issue your contract or take other steps we deem reasonable. As the owner, you have all rights and may receive all benefits under the contract. You can own a qualified or nonqualified annuity. You can own a nonqualified annuity in joint tenancy with rights of survivorship only in spousal situations. You cannot own a qualified annuity in joint tenancy. You can become an owner if you are 90 or younger. (The age limit may be younger for qualified annuities in some states.)

When you applied, you selected (if available in your state):

•	contract Option L or Option C;

•	a death benefit option(1);

•	the optional Benefit Protector Death Benefit Rider(2);

•	the optional Benefit Protector Plus Death Benefit Rider(2);

•	the optional Guaranteed Minimum Income Benefit Rider(3);

•	the GPAs, the one-year fixed account and/or subaccounts in which you want to invest(4);

•	how you want to make purchase payments; and

•	a beneficiary.

(1)	If you and the annuitant are 79 or younger at contract issue, you may select from either the ROP death benefit, MAV death benefit or EDB. If you or the annuitant are 80 or older at contract issue, the ROP death benefit will apply. EDB may not be available in all states.
(2)	Not available with the EDB. May not be available in all states.
(3)	Available at the time you purchase your contract if the annuitant is 75 or younger at contract issue and you also select the EDB. May not be available in all states.
(4)	For applications dated May 1, 2003 or after. Restriction of investment in the GPAs and one-year fixed account under contract Option C has been filed in the various states in which the contract is offered. Please check with your investment professional to determine whether this restriction applies to your state. Some states restrict the amount you can allocate to the GPAs and the one-year fixed account. GPAs are not available under contracts issued in Maryland, Oregon, Pennsylvania or Washington and may not be available in other states.

The Contract Option L provides for allocation of purchase payments to the subaccounts of the variable account, to the GPAs and/or to the one-year fixed account in even 1% increments subject to the $1,000 minimum required investment for the GPAs. For contracts with applications signed on or after June 16, 2003, the amount of any purchase payment allocated to the GPAs and the one-year fixed account in total cannot exceed 30% of the purchase payment. More than 30% of a purchase payment may be so allocated if you establish a dollar cost averaging arrangement with respect to the purchase payment according to procedures currently in effect, or you are participating according to the rules of an asset allocation model portfolio program available under the contract, if any.

We applied your initial purchase payment to the GPAs, one-year fixed account and subaccounts you selected within two business days after we received it at our administrative office. We will credit additional purchase payments you make to your accounts on the valuation date we receive them. If we receive an additional purchase payment at our corporate office before

RIVERSOURCE FLEXCHOICE VARIABLE ANNUITY — PROSPECTUS 19

the close of business, we will credit any portion of that payment allocated to the subaccounts using the accumulation unit value we calculate on the valuation date we received the payment. If we receive an additional purchase payment at our corporate office at or after the close of business, we will credit any portion of that payment allocated to the subaccounts using the accumulation unit value we calculate on the next valuation date after we received the payment.

You may make monthly payments to your contract under a SIP. To begin the SIP, you will complete and send a form and your first SIP payment along with your application. There is no charge for SIP. You can stop your SIP payments at any time.

In most states, you may make additional purchase payments to nonqualified and qualified annuities until the retirement date.

THE RETIREMENT DATE
Annuity payouts are scheduled to begin on the retirement date. When we processed your application, we established the retirement date to be the maximum age (or contract anniversary if applicable) for nonqualified annuities and Roth IRAs and for qualified annuities the date specified below. You can also select a date within the maximum limits. Your selected date can align with your actual retirement from a job, or it can be a different future date, depending on your needs and goals and on certain restrictions. You also can change the retirement date, provided you send us written instructions at least 30 days before annuity payouts begin.

For nonqualified annuities and Roth IRAs, the retirement date must be:

•	no earlier than the 30th day after the contract’s effective date; and

•	no later than the annuitant’s 85th birthday or the tenth contract anniversary, if purchased after age 75, or on such other date as agreed upon by us.

For qualified annuities except Roth IRAs, to comply with IRS regulations, the retirement date generally must be:

•	for IRAs, by April 1 of the year following the calendar year when the annuitant reaches age 70 1/2; or

•	for all other qualified annuities, by April 1 of the year following the calendar year when the annuitant reaches age 70 1/2 or, if later, retires (except that 5% business owners may not select a retirement date that is later than April 1 of the year following the calendar year when they reach age 70 1/2).

If you satisfy your required minimum distributions in the form of partial withdrawals from your contract, annuity payouts can start as late as the annuitant’s 85th birthday or the tenth contract anniversary, if later, or a date that has been otherwise agreed to by us.

Contract owners of IRAs and TSAs may also be able to satisfy required minimum distributions using other IRAs or TSAs, and in that case, may delay the annuity payout start date for this contract.

BENEFICIARY
We will pay to your named beneficiary the death benefit if it becomes payable before the retirement date while the contract is in force and before annuity payouts begin. If there is more than one beneficiary, we will pay each beneficiary’s designated share when we receive their completed claim. A beneficiary will bear the investment risk of the variable account until we receive the beneficiary’s completed claim. If there is no named beneficiary, the default provisions of your contract will apply. (See “Benefits in Case of Death” for more about beneficiaries.)

PURCHASE PAYMENTS
Purchase payment amounts and purchase payment timing may vary by state and be limited under the terms of your contract.

Minimum purchase payments
If paying by SIP:               $50 for additional payments.

If paying by any other method:  $100 for additional payments.

Maximum allowable purchase payments*
                                $1,000,000 for issue ages up to 85.
                                $100,000 for issue ages 86 to 90.

*	This limit applies in total to all RiverSource Life annuities you own. We reserve the right to waive or increase the maximum limit. For qualified annuities, the tax-deferred retirement plan’s or the Code’s limits on annual contributions also apply.

 20  RIVERSOURCE FLEXCHOICE VARIABLE ANNUITY — PROSPECTUS

HOW TO MAKE PURCHASE PAYMENTS

 1 By letter

Send your check along with your name and contract number to:

RiverSource Life Insurance Company
829 Ameriprise Financial Center
Minneapolis, MN 55474

 2 By SIP

Contact your investment professional to complete the necessary SIP paperwork.

LIMITATIONS ON USE OF CONTRACT
If mandated by applicable law, including, but not limited to, federal anti-money laundering laws, we may be required to reject a purchase payment. We may also be required to block an owner’s access to contract values or to satisfy other statutory obligations. Under these circumstances, we may refuse to implement requests for transfers, withdrawals or death benefits until instructions are received from the appropriate governmental authority or a court of competent jurisdiction.

Charges

CONTRACT ADMINISTRATIVE CHARGE
We charge this fee for establishing and maintaining your records. We deduct $40 from the contract value on your contract anniversary, or earlier if the contract is withdrawn. We prorate this charge among the subaccounts, the GPAs and the one-year fixed account in the same proportion your interest in each account bears to your total contract value. Some states limit the amount of any contract charge allocated to the GPAs and one-year fixed account.

We will waive this charge when your contract value is $100,000 or more on the current contract anniversary.

If you take a full withdrawal from your contract, we will deduct the charge at the time of withdrawal regardless of the contract value. We cannot increase the annual contract administrative charge and it does not apply after annuity payouts begin or when we pay death benefits.

VARIABLE ACCOUNT ADMINISTRATIVE CHARGE
We apply this charge daily to the subaccounts. It is reflected in the unit values of your subaccounts and it totals 0.15% of their average daily net assets on an annual basis. It covers certain administrative and operating expenses of the subaccounts such as accounting, legal and data processing fees and expenses involved in the preparation and distribution of reports and prospectuses. We cannot increase the variable account administrative charge.

MORTALITY AND EXPENSE RISK FEE
We charge these fees daily to the subaccounts. The unit values of your subaccounts reflect these fees. These fees cover the mortality and expense risk that we assume. These fees do not apply to the GPAs or the one-year fixed account. We cannot increase these fees. These fees are based on the contract you select (either Option L or Option C) and the death benefit that applies to your contract:

	Contract Option L	Contract Option C

ROP death benefit	1.25%	1.35%

MAV death benefit	1.35	1.45

EDB	1.55	1.65

Mortality risk arises because of our guarantee to pay a death benefit and our guarantee to make annuity payouts according to the terms of the contract, no matter how long a specific owner or annuitant lives and no matter how long our entire group of owners or annuitants live. If, as a group, owners or annuitants outlive the life expectancy we assumed in our actuarial tables, then we must take money from our general assets to meet our obligations. If, as a group, owners or annuitants do not live as long as expected, we could profit from the mortality risk fee. We deduct the mortality risk fee from the subaccounts during the annuity payout period even if the annuity payout plan does not involve a life contingency.

Expense risk arises because we cannot increase the contract administrative charge or the variable account administrative charge and these charges may not cover our expenses. We would have to make up any deficit from our general assets. We could profit from the expense risk fee if future expenses are less than expected.

RIVERSOURCE FLEXCHOICE VARIABLE ANNUITY — PROSPECTUS 21

The subaccounts pay us the mortality and expense risk fee they accrued as follows:

•	first, to the extent possible, the subaccounts pay this fee from any dividends distributed from the funds in which they invest;

•	then, if necessary, the funds redeem shares to cover any remaining fees payable.

We may use any profits we realize from the subaccounts’ payment to us of the mortality and expense risk fee for any proper corporate purpose, including, among others, payment of distribution (selling) expenses. We do not expect that the withdrawal charge will cover sales and distribution expenses.

WITHDRAWAL CHARGE
You select either contract Option L or Option C at the time of application. Option C contracts have no withdrawal charge schedule but they carry higher mortality and expense risk fees than Option L contracts.

If you select contract Option L and you withdraw all or part of your contract, you may be subject to a withdrawal charge. A withdrawal charge applies if you make a withdrawal in the first four contract years. You may withdraw amounts totaling up to 10% of your prior anniversary’s contract value free of charge during the first four years of your contract. (We consider your initial purchase payment to be the prior anniversary’s contract value during the first contract year.) We do not assess a withdrawal charge on this amount. The withdrawal charge percentages that apply to you are shown below and are stated in your contract. In addition, amounts withdrawn from a GPA more than 30 days before the end of the applicable Guarantee Period are generally subject to a MVA. (See “The Guarantee Period Accounts (GPAs) — Market Value Adjustment (MVA).”)

Contract year for	Withdrawal charge
Contract Option L	percentage

1-2	8%

3	7

4	6

5 and later	0

For a partial withdrawal that is subject to a withdrawal charge, the amount we actually deduct from your contract value will be the amount you request plus any applicable withdrawal charge. The withdrawal charge percentage is applied to this total amount. We pay you the amount you requested.

Example: Assume you requested a withdrawal of $1,000 and there is a withdrawal charge of 7%. The total amount we actually deduct from your contract is $1,075.27. We determine this amount as follows:

Amount requested 1.00 – withdrawal charge	or	$1,000 .93	=	$1,075.27

By applying the 7% withdrawal charge to $1,075.27, the withdrawal charge is $75.27. We pay you the $1,000 you requested. If you make a full withdrawal of your contract, we also will deduct the applicable contract administrative charge.

Withdrawal charge under Annuity Payout Plan E — Payouts for a specified period: If you are receiving variable annuity payments under this annuity payout plan, you can choose to take a withdrawal. The amount that you can withdraw is the present value of any remaining variable payouts. The discount rate we use in the calculation will be 5.17% for the assumed investment return of 3.5% and 6.67% for the assumed investment return of 5.0%. The withdrawal charge equals the present value of the remaining payouts using the assumed investment return minus the present value of the remaining payouts using the discount rate. (See “Charges — Withdrawal Charge” and “The Annuity Payout Period — Annuity Payout Plans.”)

Waiver of withdrawal charges
We do not assess withdrawal charges for:

•	withdrawals of amounts totaling up to 10% of your prior contract anniversary’s contract value;

•	required minimum distributions from a qualified annuity to the extent that they exceed the free amount. The amount on which withdrawal charges are waived can be no greater than the RMD amount calculated under your specific contract currently in force;

•	contracts settled using an annuity payout plan;

•	withdrawals made as a result of one of the “Contingent events” described below to the extent permitted by state law (see your contract for additional conditions and restrictions); and

•	death benefits.

Contingent events

•	Withdrawals you make if you or the annuitant are confined to a hospital or nursing home and have been for the prior 60 days. Your contract will include this provision when you and the annuitant are under age 76 at contract issue. You must provide proof satisfactory to us of the confinement as of the date you request the withdrawal.

 22  RIVERSOURCE FLEXCHOICE VARIABLE ANNUITY — PROSPECTUS

•	To the extent permitted by state law, withdrawals you make if you or the annuitant are diagnosed in the second or later contract years as disabled with a medical condition that with reasonable medical certainty will result in death within 12 months or less from the date of the licensed physician’s statement. You must provide us with a licensed physician’s statement containing the terminal illness diagnosis and the date the terminal illness was initially diagnosed.

•	Withdrawals you make if you or the annuitant become disabled within the meaning of the Code Section 72(m)(7) after contract issue. The disabled person must also be receiving Social Security disability or state long term disability benefits. The disabled person must be age 70 or younger at the time of withdrawal. You must provide us with a signed letter from the disabled person stating that he or she meets the above criteria, a legible photocopy of Social Security disability or state long term disability benefit payments and the application for such payments.

Possible group reductions: In some cases we may incur lower sales and administrative expenses due to the size of the group, the average contribution and the use of group enrollment procedures. In such cases, we may be able to reduce or eliminate the contract administrative and withdrawal charges. However, we expect this to occur infrequently.

FUND FEES AND EXPENSES
There are deductions from and expenses paid out of the assets of the funds that are described in the prospectuses for those funds. (See “Annual Operating Expenses of the Funds.”)

PREMIUM TAXES
Certain state and local governments impose premium taxes on us (up to 3.5%). These taxes depend upon your state of residence or the state in which the contract was issued. Currently, we deduct any applicable premium tax when annuity payouts begin, but we reserve the right to deduct this tax at other times such as when you make purchase payments or when you make a full withdrawal from your contract.

OPTIONAL DEATH BENEFIT CHARGES

BENEFIT PROTECTOR DEATH BENEFIT RIDER FEE
We charge a fee for the optional feature only if you select it. If selected, we deduct 0.25% of your contract value on your contract anniversary. We prorate this fee among the GPAs, the one-year fixed account and the subaccounts in the same proportion your interest in each account bears to your total contract value.

If the contract is terminated for any reason other than death or when annuity payouts begin, we will deduct the fee from the proceeds payable adjusted for the number of calendar days coverage was in place since we last deducted the fee. We cannot increase this annual fee after the rider effective date and it does not apply after annuity payouts begin or when we pay death benefits.

BENEFIT PROTECTOR PLUS DEATH BENEFIT RIDER FEE
We charge a fee for the optional feature only if you select it. If selected, we deduct 0.40% of your contract value on your contract anniversary. We prorate this fee among the GPAs, the one-year fixed account and the subaccounts in the same proportion your interest in each account bears to your total contract value.

If the contract is terminated for any reason other than death or when annuity payouts begin, we will deduct the fee from the proceeds payable adjusted for the number of calendar days coverage was in place since we last deducted the fee. We cannot increase this annual fee after the rider effective date and it does not apply after annuity payouts begin or when we pay death benefits.

OPTIONAL LIVING BENEFIT CHARGES

GUARANTEED MINIMUM INCOME BENEFIT RIDER (GMIB) FEE*
We deduct a charge (currently 0.70%) based on the GMIB benefit base for this optional feature only if you select it. If selected, we deduct the charge from the contract value on your contract anniversary at the end of each contract year. We prorate the GMIB charge among the subaccounts, the GPAs and the one-year fixed account in the same proportion your interest in each account bears to your total contract value.

If the contract is terminated for any reason or when annuity payouts begin, we will deduct the GMIB charge from the proceeds payable adjusted for the number of calendar days coverage was in place. We cannot increase the GMIB charge after the rider effective date and it does not apply after annuity payouts begin.

*	For applications signed prior to May 1, 2003, the following current annual rider charges apply: GMIB – 0.30%.

Valuing Your Investment

We value your accounts as follows:

RIVERSOURCE FLEXCHOICE VARIABLE ANNUITY — PROSPECTUS 23

GPAs AND ONE-YEAR FIXED ACCOUNT
We value the amounts you allocated to the GPAs and the one-year fixed account directly in dollars. The value of these accounts equals:

•	the sum of your purchase payments and transfer amounts allocated to the one-year fixed account and the GPAs (including any positive or negative MVA on amounts transferred from the GPAs to the one-year fixed account);

•	plus interest credited;

•	minus the sum of amounts withdrawn (including any applicable withdrawal charges for contract Option L) and amounts transferred out;

•	minus any prorated portion of the contract administrative charge; and

•	minus the prorated portion of the fee for any of the following optional benefits you have selected:

– Benefit Protector rider;

– Benefit Protector Plus rider; and/or

– Guaranteed Minimum Income Benefit rider.

SUBACCOUNTS
We convert amounts you allocated to the subaccounts into accumulation units. Each time you make a purchase payment or transfer amounts into one of the subaccounts, we credit a certain number of accumulation units to your contract for that subaccount. Conversely, we subtract a certain number of accumulation units from your contract each time you take a partial withdrawal, transfer amounts out of a subaccount, or we assess a contract administrative charge, a withdrawal charge or fee for any optional riders with annual charges (if applicable).

The accumulation units are the true measure of investment value in each subaccount during the accumulation period. They are related to, but not the same as, the net asset value of the fund in which the subaccount invests. The dollar value of each accumulation unit can rise or fall daily depending on the variable account expenses, performance of the fund and on certain fund expenses.

Here is how we calculate accumulation unit values:

Number of units: To calculate the number of accumulation units for a particular subaccount we divide your investment by the current accumulation unit value.

Accumulation unit value: The current accumulation unit value for each subaccount equals the last value times the subaccount’s current net investment factor.

We determine the net investment factor by:

•	adding the fund’s current net asset value per share, plus the per share amount of any accrued income or capital gain dividends to obtain a current adjusted net asset value per share; then

•	dividing that sum by the previous adjusted net asset value per share; and

•	subtracting the percentage factor representing the mortality and expense risk fee and the variable account administrative charge from the result.

Because the net asset value of the fund may fluctuate, the accumulation unit value may increase or decrease. You bear all the investment risk in a subaccount.

Factors that affect subaccount accumulation units:  accumulation units may change in two ways — in number and in value. The number of accumulation units you own may fluctuate due to:

•	additional purchase payments you allocate to the subaccounts;

•	transfers into or out of the subaccounts (including any positive or negative MVA on amounts transferred from the GPAs);

•	partial withdrawals;

•	withdrawal charges (for contract Option L);

and the deduction of a prorated portion of:

•	the contract administrative charge; and

•	the fee for any of the following benefits you have selected:

– Benefit Protector rider;

– Benefit Protector Plus rider; and/or

– Guaranteed Minimum Income Benefit rider.

 24  RIVERSOURCE FLEXCHOICE VARIABLE ANNUITY — PROSPECTUS

Accumulation unit values will fluctuate due to:

•	changes in fund net asset value;

•	fund dividends distributed to the subaccounts;

•	fund capital gains or losses;

•	fund operating expenses; and

•	mortality and expense risk fee and the variable account administrative charge.

Making the Most of Your Contract

AUTOMATED DOLLAR-COST AVERAGING
Currently, you can use automated transfers to take advantage of dollar-cost averaging (investing a fixed amount at regular intervals). For example, you might transfer a set amount monthly from a relatively conservative subaccount to a more aggressive one, or to several others, or from the one-year fixed account or the two-year GPA (without a MVA) to one or more subaccounts. The three to ten year GPAs are not available for automated transfers. You can also obtain the benefits of dollar-cost averaging by setting up regular automatic SIP payments or by establishing an Interest Sweep strategy. Interest Sweeps are a monthly transfer of the interest earned from either the one-year fixed account or the two-year GPA into the subaccounts of your choice. If you participate in an Interest Sweep strategy the interest you earn will be less than the annual interest rate we apply because there will be no compounding. There is no charge for dollar-cost averaging.

This systematic approach can help you benefit from fluctuations in accumulation unit values caused by fluctuations in the market values of the funds. Since you invest the same amount each period, you automatically acquire more units when the market value falls and fewer units when it rises. The potential effect is to lower your average cost per unit.

How dollar-cost averaging works

					Number
			Amount	Accumulation	of units
By investing an equal number of dollars each month ...		Month	invested	unit value	purchased

		Jan	$100	$20	5.00

		Feb	100	18	5.56

you automatically buy		Mar	100	17	5.88

more units when the	è	Apr	100	15	6.67

per unit market price is low...		May	100	16	6.25

		Jun	100	18	5.56

		Jul	100	17	5.88

and fewer units		Aug	100	19	5.26

when the per unit	è	Sept	100	21	4.76

market price is high.		Oct	100	20	5.00

You paid an average price of $17.91 per unit over the 10 months, while the average market price actually was $18.10.

Dollar-cost averaging does not guarantee that any subaccount will gain in value nor will it protect against a decline in value if market prices fall. Because dollar-cost averaging involves continuous investing, your success will depend upon your willingness to continue to invest regularly through periods of low price levels. Dollar-cost averaging can be an effective way to help meet your long-term goals. For specific features contact your investment professional.

SPECIAL DOLLAR-COST AVERAGING (SPECIAL DCA) PROGRAM FOR CONTRACT OPTION L ONLY
If you select contract Option L and your net contract value(1) is at least $10,000, you can choose to participate in the Special DCA program. There is no charge for the Special DCA program. Under the Special DCA program, you can allocate a new purchase payment to a six-month or twelve-month Special DCA account.

(1)	“Net contract value” equals your current contract value plus any new purchase payment. If this is a new contract funded by purchase payments from multiple sources, we determine your net contract value based on the purchase payments, withdrawal requests and exchange requests submitted with your application.

You may only allocate a new purchase payment of at least $1,000 to a Special DCA account. You cannot transfer existing contract values into a Special DCA account. Each Special DCA account lasts for either six or twelve months (depending on the time period you select) from the time we receive your first purchase payment. We make monthly transfers of your total Special DCA account value into the GPAs, one-year fixed account and/or subaccount you select over the time period you

RIVERSOURCE FLEXCHOICE VARIABLE ANNUITY — PROSPECTUS 25

select (either six or twelve months). If you elect to transfer into a GPA, you must meet the $1,000 minimum required investment limitation for each transfer.

We reserve the right to credit a lower interest rate to each Special DCA account if you select the GPAs or the one-year fixed account as part of your Special DCA transfers. We will change the interest rate on each Special DCA account from time to time at our discretion. From time to time, we may credit interest to the Special DCA account at promotional rates that are higher than those we credit to the one-year fixed account. We base these rates on competition and on the interest rate we are crediting to the one-year fixed account at the time of the change. Once we credit interest to a particular purchase payment that rate does not change even if we change the rate we credit on new purchase payments or if your net contract value changes.

We credit each Special DCA account with current guaranteed annual rate that is in effect on the date we receive your purchase payment. However, we credit this annual rate over the six or twelve-month period on the balance remaining in your Special DCA account. Therefore, the net effective interest rate you receive is less than the stated annual rate. We do not credit this interest after we transfer the value out of the Special DCA account into the accounts you selected.

If you make additional purchase payments while a Special DCA account term is in progress, the amounts you allocate to an existing Special DCA account will be transferred out of the Special DCA account over the reminder of the term. If you are funding a Special DCA account from multiple sources, we apply each purchase payment to the account and credit interest on that purchase payment on the date we receive it. This means that all purchase payments may not be in the Special DCA account at the beginning of the six or twelve-month period. Therefore, you may receive less total interest than you would have if all your purchase payments were in the Special DCA account from the beginning. If we receive any of your multiple payments after the six or twelve-month period ends, you can either allocate those payments to a new Special DCA account (if available) or to any other accounts available under your contract.

You cannot participate in the Special DCA program if you are making payments under a Systematic Investment Plan. You may simultaneously participate in the Special DCA program and the asset-rebalancing program as long as your subaccount allocation is the same under both programs. If you elect to change your subaccount allocation under one program, we automatically will change it under the other program so they match. If you participate in more than one Special DCA account, the asset allocation for each account may be different as long as you are not also participating in the asset-rebalancing program.

You may terminate your participation in the Special DCA program at any time. If you do, we will not credit the current guaranteed annual interest rate on any remaining Special DCA account balance. We will transfer the remaining balance from your Special DCA account to the other accounts you selected for your DCA transfers or we will allocate it in any manner you specify. Similarly, if we cannot accept any additional purchase payments into the Special DCA program, we will allocate the purchase payments to the other accounts you selected for your DCA transfers or in any other manner you specify.

We can modify the terms or discontinue the Special DCA program at any time. Any modifications will not affect any purchase payments that are already in a Special DCA account. For more information on the Special DCA program, contact your investment professional.

The special DCA program does not guarantee that any subaccount will gain in value nor will it protect against a decline in value if market prices fall. Because dollar-cost averaging involves continuous investing, your success will depend upon you willingness to continue to invest regularly through periods of low price levels. Dollar-cost averaging can be an effective way to help meet your long-term goals.

ASSET REBALANCING
You can ask us in writing to automatically rebalance the subaccount portion of your contract value either quarterly, semiannually, or annually. The period you select will start to run on the date we record your request. On the first valuation date of each of these periods, we automatically will rebalance your contract value so that the value in each subaccount matches your current subaccount percentage allocations. These percentage allocations must be in whole numbers. Asset rebalancing does not apply to the GPAs or the one-year fixed account. There is no charge for asset rebalancing. The contract value must be at least $2,000.

You can change your percentage allocations or your rebalancing period at any time by contacting us in writing. If you are also participating in the Special DCA program and you change your subaccount asset allocation for the asset rebalancing program, we will change your subaccount asset allocation under the Special DCA program to match. We will restart the rebalancing period you selected as of the date we record your change. You also can ask us in writing to stop rebalancing your contract value. You must allow 30 days for us to change any instructions that currently are in place. For more information on asset rebalancing, contact your investment professional.

 26  RIVERSOURCE FLEXCHOICE VARIABLE ANNUITY — PROSPECTUS

TRANSFERRING AMONG ACCOUNTS
You may transfer contract value from any one subaccount, GPAs or the one-year fixed account, to another subaccount before annuity payouts begin. Certain restrictions apply to transfers involving the GPAs and the one-year fixed account.

The date your request to transfer will be processed depends on when we receive it:

•	If we receive your transfer request at our corporate office in good order before the close of business, we will process your transfer using the accumulation unit value we calculate on the valuation date we received your transfer request.

•	If we receive your transfer request at our corporate office in good order at or after the close of business, we will process your transfer using the accumulation unit value we calculate on the next valuation date after we received your transfer request.

There is no charge for transfers. Before making a transfer, you should consider the risks involved in changing investments. Transfers out of the GPAs will be subject to an MVA if done more than 30 days before the end of the guarantee period unless the transfer is an automated transfer from the two-year GPA as part of a dollar-cost averaging program or an Interest Sweep strategy.

We may suspend or modify transfer privileges at any time.

For information on transfers after annuity payouts begin, see “Transfer policies” below.

Transfer policies

•	Before annuity payouts begin, you may transfer contract values between the subaccounts, or from the subaccounts to the GPAs and the one-year fixed account at any time. However, if you made a transfer from the one-year fixed account to the subaccounts or the GPAs, you may not make a transfer from any subaccount or GPA back to the one-year fixed account for six months following that transfer. We reserve the right to further limit transfers to the GPAs and one-year fixed account if the interest rate we are then currently crediting to the one-year fixed account is equal to the minimum interest rate stated in the contract.

•	For Contract Option L, it is our general policy to allow you to transfer contract values from the one-year fixed account to the subaccounts or the GPAs once a year on or within 30 days before or after the contract anniversary (except for automated transfers, which can be set up at any time for certain transfer periods subject to certain minimums). Transfers from the one-year fixed account are not subject to a MVA. For contracts issued before June 16, 2003, we have removed this restriction, and you may transfer contract values from the one-year fixed account to the subaccounts at any time. We will inform you at least 30 days in advance of the day we intend to reimpose this restriction. For contracts with applications signed on or after June 16, 2003, the amount of contract value transferred to the GPAs and the one-year fixed account cannot result in the value of the GPAs and the one-year fixed account in total being greater than 30% of the contract value. The time limitations on transfers from the GPAs and one-year fixed account will be enforced, and transfers out of the GPAs and one-year fixed account are limited to 30% of the GPA and one-year fixed account values at the beginning of the contract year or $10,000, whichever is greater. Because of this limitation, it may take you several years to transfer all your contract value from the one-year fixed account. You should carefully consider whether the one-year fixed account meets your investment criteria before you invest.

•	For Contract Option C applications dated on or after May 1, 2003, one-year fixed account and GPAs are not available in most states.

•	For Contract Option C applications dated prior to May 1, 2003, one-year fixed account and GPAs are not restricted in most states and our transfer policies stated above are applicable.

•	You may transfer contract values from a GPA any time after 60 days of transfer or payment allocation to the account. Transfers made more than 30 days before the end of the Guarantee Period will receive a MVA*, which may result in a gain or loss of contract value.

•	If we receive your request on or within 30 days before or after the contract anniversary date, the transfer from the one-year fixed account to the GPAs will be effective on the valuation date we receive it.

•	If you select a variable payout, once annuity payouts begin, you may make transfers once per contract year among the subaccounts and we reserve the right to limit the number of subaccounts in which you may invest.

•	Once annuity payouts begin, you may not make any transfers to the GPAs.

*	Unless the transfer is an automated transfer from the two-year GPA as part of a dollar-cost averaging program or an Interest Sweep strategy.

Market Timing
Market timing can reduce the value of your investment in the contract. If market timing causes the returns of an underlying fund to suffer, contract value you have allocated to a subaccount that invests in that underlying fund will be lower too. Market timing can cause you, any joint owner of the contract and your beneficiary(ies) under the contract a financial loss.

RIVERSOURCE FLEXCHOICE VARIABLE ANNUITY — PROSPECTUS 27

Funds available as investment options under the contract that invest in securities that trade in overseas securities markets may be at greater risk of loss from market timing, as market timers may seek to take advantage of changes in the values of securities between the close of overseas markets and the close of U.S. markets. Also, the risks of market timing may be greater for underlying funds that invest in securities such as small cap stocks, high yield bonds, or municipal securities, that may be traded infrequently.

We seek to prevent market timing. Market timing is frequent or short-term trading activity. We do not accommodate short-term trading activities. Do not buy a contract if you wish to use short-term trading strategies to manage your investment. The market timing policies and procedures described below apply to transfers among the subaccounts within the contract. The underlying funds in which the subaccounts invest have their own market timing policies and procedures. The market timing policies of the underlying funds may be more restrictive than the market timing policies and procedures we apply to transfers among the subaccounts of the contract, and may include redemption fees. We reserve the right to modify our market timing policies and procedures at any time without prior notice to you.

Market timing may hurt the performance of an underlying fund in which a subaccount invests in several ways, including but not necessarily limited to:

•	diluting the value of an investment in an underlying fund in which a subaccount invests;

•	increasing the transaction costs and expenses of an underlying fund in which a subaccount invests; and,

•	preventing the investment adviser(s) of an underlying fund in which a subaccount invests from fully investing the assets of the fund in accordance with the fund’s investment objectives.

In order to help protect you and the underlying funds from the potentially harmful effects of market timing activity, we apply the following market timing policy to discourage frequent transfers of contract value among the subaccounts of the variable account:

We try to distinguish market timing from transfers that we believe are not harmful, such as periodic rebalancing for purposes of an asset allocation, dollar-cost averaging and asset rebalancing program that may be described in this prospectus. There is no set number of transfers that constitutes market timing. Even one transfer in related accounts may be market timing. We seek to restrict the transfer privileges of a contract owner who makes more than three subaccount transfers in any 90 day period. We also reserve the right to refuse any transfer request, if, in our sole judgment, the dollar amount of the transfer request would adversely affect unit values.

If we determine, in our sole judgment, that your transfer activity constitutes market timing, we may modify, restrict or suspend your transfer privileges to the extent permitted by applicable law, which may vary based on the state law that applies to your contract and the terms of your contract. These restrictions or modifications may include, but not be limited to:

•	requiring transfer requests to be submitted only by first-class U.S. mail;

•	not accepting hand-delivered transfer requests or requests made by overnight mail;

•	not accepting telephone or electronic transfer requests;

•	requiring a minimum time period between each transfer;

•	not accepting transfer requests of an agent acting under power of attorney;

•	limiting the dollar amount that you may transfer at any one time;

•	suspending the transfer privilege; or

•	modifying instructions under an automated transfer program to exclude a restricted fund if you do not provide new instructions.

Subject to applicable state law and the terms of each contract, we will apply the policy described above to all contract owners uniformly in all cases. We will notify you in writing after we impose any modification, restriction or suspension of your transfer rights.

We cannot guarantee that we will be able to identify and restrict all market timing activity. Because we exercise discretion in applying the restrictions described above, we cannot guarantee that we will be able to restrict all market timing activity. In addition, state law and the terms of some contracts may prevent us from stopping certain market timing activity. Market timing activity that we are unable to identify and/or restrict may impact the performance of the underlying funds and may result in lower contract values.

In addition to the market timing policy described above, which applies to transfers among the subaccounts within your contract, you should carefully review the market timing policies and procedures of the underlying funds. The market timing policies and procedures of the underlying funds may be materially different than those we impose on transfers among the subaccounts within your contract and may include mandatory redemption fees as well as other measures to discourage frequent transfers. As an intermediary for the underlying funds, we are required to assist them in applying

 28  RIVERSOURCE FLEXCHOICE VARIABLE ANNUITY — PROSPECTUS

their market timing policies and procedures to transactions involving the purchase and exchange of fund shares. This assistance may include, but not be limited to, providing the underlying fund upon request with your Social Security Number, Taxpayer Identification Number or other United States government-issued identifier, and the details of your contract transactions involving the underlying fund. An underlying fund, in its sole discretion, may instruct us at any time to prohibit you from making further transfers of contract value to or from the underlying fund, and we must follow this instruction. We reserve the right to administer and collect on behalf of an underlying fund any redemption fee imposed by an underlying fund. Market timing policies and procedures adopted by underlying funds may affect your investment in the contract in several ways, including but not limited to:

•	Each fund may restrict or refuse trading activity that the fund determines, in its sole discretion, represents market timing.

•	Even if we determine that your transfer activity does not constitute market timing under the market timing policies described above which we apply to transfers you make under the contract, it is possible that the underlying fund’s market timing policies and procedures, including instructions we receive from a fund may require us to reject your transfer request. For example, while we disregard transfers permitted under any asset allocation, dollar-cost averaging and asset rebalancing programs that may be described in this prospectus, we cannot guarantee that an underlying fund’s market timing policies and procedures will do so. Orders we place to purchase fund shares for the variable account are subject to acceptance by the fund. We reserve the right to reject without prior notice to you any transfer request if the fund does not accept our order.

•	Each underlying fund is responsible for its own market timing policies, and we cannot guarantee that we will be able to implement specific market timing policies and procedures that a fund has adopted. As a result, a fund’s returns might be adversely affected, and a fund might terminate our right to offer its shares through the variable account.

•	Funds that are available as investment options under the contract may also be offered to other intermediaries who are eligible to purchase and hold shares of the fund, including without limitation, separate accounts of other insurance companies and certain retirement plans. Even if we are able to implement a fund’s market timing policies, we cannot guarantee that other intermediaries purchasing that same fund’s shares will do so, and the returns of that fund could be adversely affected as a result.

For more information about the market timing policies and procedures of an underlying fund, the risks that market timing pose to that fund, and to determine whether an underlying fund has adopted a redemption fee, see that fund’s prospectus.

HOW TO REQUEST A TRANSFER OR WITHDRAWAL

 1 By letter

Send your name, contract number, Social Security Number or Taxpayer Identification Number* and signed request for a transfer or withdrawal to our corporate office:

RiverSource Life Insurance Company
829 Ameriprise Financial Center
Minneapolis, MN 55474

Minimum amount
Transfers or withdrawals:  $500 or entire account balance

Maximum amount
Transfers or withdrawals:  Contract value or entire account balance

*	Failure to provide a Social Security Number or Taxpayer Identification Number may result in mandatory tax withholding on the taxable portion of the distribution.

 2  By automated transfers and automated partial withdrawals

Your investment professional can help you set up automated transfers or partial withdrawals among your GPAs, one-year fixed account or the subaccounts.

You can start or stop this service by written request or other method acceptable to us.

You must allow 30 days for us to change any instructions that are currently in place.

•	Automated transfers from the one-year fixed account to any one of the subaccounts may not exceed an amount that, if continued, would deplete the one-year fixed account within 12 months. For contracts issued before June 16, 2003, we have removed this restriction, and you may transfer contract values from the one-year fixed account to the subaccounts at any time. We will inform you at least 30 days in advance of the day we intend to reimpose this restriction.

RIVERSOURCE FLEXCHOICE VARIABLE ANNUITY — PROSPECTUS 29

For contracts with applications signed on or after June 16, 2003, the time limitations on transfers from the one-year fixed account will be enforced, and transfers out of the one-year fixed account are limited to 30% of the one-year fixed account values at the beginning of the contract year or $10,000, whichever is greater.

•	Automated withdrawals may be restricted by applicable law under some contracts.

•	You may not make additional purchase payments if automated partial withdrawals are in effect.

•	Automated partial withdrawals may result in income taxes and penalties on all or part of the amount withdrawn.

Minimum amount
Transfers or withdrawals:  $100 monthly
                           $250 quarterly, semiannually or annually

 3 By phone

Call:
1-800-333-3437

Minimum amount
Transfers or withdrawals:  $500 or entire account balance

Maximum amount
Transfers:                           Contract value or entire account balance
Withdrawals:                      $25,000

We answer telephone requests promptly, but you may experience delays when the call volume is unusually high. If you are unable to get through, use the mail procedure as an alternative.

We will honor any telephone transfer or withdrawal requests that we believe are authentic and we will use reasonable procedures to confirm that they are. This includes asking identifying questions and recording calls. We will not allow a telephone withdrawal within 30 days of a phoned-in address change. As long as we follow the procedures, we (and our affiliates) will not be liable for any loss resulting from fraudulent requests.

Telephone transfers and withdrawals are automatically available. You may request that telephone transfers and withdrawals not be authorized from your account by writing to us.

Withdrawals

You may withdraw all or part of your contract at any time before annuity payouts begin by sending us a written request or calling us. If we receive your withdrawal request at our corporate office in good order before the close of business, we will process your withdrawal using the accumulation unit value we calculate on the valuation date we received your withdrawal request. If we receive your withdrawal request at our corporate office at or after the close of business, we will process your withdrawal using the accumulation unit value we calculate on the next valuation date after we received your withdrawal request. We may ask you to return the contract. You may have to pay withdrawal charges if you selected contract Option L, a contract administrative charge or any applicable optional rider charges (see “Charges”). Additionally, federal income taxes and penalties may apply. State and local income taxes may also apply (see “Taxes”). You cannot make withdrawals after annuity payouts begin except under Plan E (see “The Annuity Payout Period — Annuity Payout Plans”).

Any partial withdrawals you take under the contract will reduce your contract value. As a result, the value of your death benefit or any optional benefits you have elected will also be reduced (see “Optional Benefits”). In addition, withdrawals you are required to take to satisfy RMDs under the Code may reduce the value of certain death benefits and optional benefits (see “Taxes — Qualified Annuities — Required Minimum Distributions”).

WITHDRAWAL POLICIES
If you have a balance in more than one account and you request a partial withdrawal, we will automatically withdraw from all your subaccounts, GPAs and/or the one-year fixed account in the same proportion as your value in each account correlates to your total contract value, unless requested otherwise. After executing a partial withdrawal, the value in the one-year fixed account and each GPA and subaccount must be either zero or at least $50.

RECEIVING PAYMENT
By regular or express mail:

•	payable to owner;

•	mailed to address of record.

 30  RIVERSOURCE FLEXCHOICE VARIABLE ANNUITY — PROSPECTUS

NOTE: We will charge you a fee if you request express mail delivery.

Normally, we will send the payment within seven days after receiving your request in good order. However, we may postpone the payment if:

–	the withdrawal amount includes a purchase payment check that has not cleared;

–	the NYSE is closed, except for normal holiday and weekend closings;

–	trading on the NYSE is restricted, according to SEC rules;

–	an emergency, as defined by SEC rules, makes it impractical to sell securities or value the net assets of the accounts; or

–	the SEC permits us to delay payment for the protection of security holders.

TSA — Special Provisions

PARTICIPANTS IN TAX-SHELTERED ANNUITIES
If the contract is intended to be used in connection with an employer sponsored 403(b) plan, additional rules relating to this contract can be found in the annuity endorsement for tax sheltered 403(b) annuities. Unless we have made special arrangements with your employer, the contract is not intended for use in connection with an employer sponsored 403(b) plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). In the event that the employer either by affirmative election or inadvertent action causes contributions under a plan that is subject to ERISA to be made to this contract, we will not be responsible for any obligations and requirements under ERISA and the regulations thereunder, unless we have prior written agreement with the employer. You should consult with your employer to determine whether your 403(b) plan is subject to ERISA.

In the event we have a written agreement with your employer to administer the plan pursuant to ERISA, special rules apply as set forth in the TSA endorsement.

The employer must comply with certain nondiscrimination requirements for certain types of contributions under a TSA contract to be excluded from taxable income. You should consult your employer to determine whether the nondiscrimination rules apply to you.

The Code imposes certain restrictions on your right to receive early distributions from a TSA:

•	Distributions attributable to salary reduction contributions (plus earnings) made after Dec. 31, 1988, or to transfers or rollovers from other contracts, may be made from the TSA only if:

–	you are at least age 59 1/2;

–	you are disabled as defined in the Code;

–	you severed employment with the employer who purchased the contract;

–	the distribution is because of your death;

–	the distribution is due to plan termination; or

–	you are a military reservist.

•	If you encounter a financial hardship (as provided by the Code), you may be eligible to receive a distribution of all contract values attributable to salary reduction contributions made after Dec. 31, 1988, but not the earnings on them.

•	Even though a distribution may be permitted under the above rules, it may be subject to IRS taxes and penalties (see “Taxes”)

•	The above restrictions on distributions do not affect the availability of the amount credited to the contract as of Dec. 31, 1988. The restrictions also do not apply to transfers or exchanges of contract value within the contract, or to another registered variable annuity contract or investment vehicle available through the employer.

Changing Ownership

You may change ownership of your nonqualified annuity at any time by completing a change of ownership form we approve and sending it to our corporate office. The change will become binding on us when we receive and record it. We will honor any change of ownership request received in good order that we believe is authentic and we will use reasonable procedures to confirm authenticity. If we follow these procedures, we will not take any responsibility for the validity of the change.

If you have a nonqualified annuity, you may incur income tax liability by transferring, assigning or pledging any part of it. (See “Taxes.”)

If you have a qualified annuity, you may not sell, assign, transfer, discount or pledge your contract as collateral for a loan, or as security for the performance of an obligation or for any other purpose except as required or permitted by the Code.

RIVERSOURCE FLEXCHOICE VARIABLE ANNUITY — PROSPECTUS 31

However, if the owner is a trust or custodian, or an employer acting in a similar capacity, ownership of the contract may be transferred to the annuitant.

Please consider carefully whether or not you wish to change ownership of your annuity contract. If you elected any optional contract features or riders, the new owner and annuitant will be subject to all limitations and/or restrictions of those features or riders just as if they were purchasing a new contract. If you have a GMIB and/or Benefit Protector Plus Death Benefit rider, the rider will terminate upon transfer of ownership of your annuity contract. Continuance of the Benefit Protector rider is optional. (see “Optional Benefits”).

Benefits in Case of Death

There are three death benefit options under your contract:

•	Return of Purchase Payment (ROP) death benefit;

•	Maximum Anniversary Value (MAV) death benefit; and

•	Enhanced Death Benefit Rider (EDB).

If it is available in your state and if both you and the annuitant are 79 or younger at contract issue, you can elect any one of the above death benefits. If either you or the annuitant are 80 or older at contract issue, the ROP death benefit will apply. If you select the GMIB you must elect the EDB. Once you elect a death benefit, you cannot change it. We show the option that applies in your contract on your contract’s data page. The combination of the contract and death benefit option you select determines the mortality and expense risk fee that is assessed against the subaccounts. (See “Charges — Mortality and Expense Risk Fee.”)

Under all options, we will pay the death benefit to your beneficiary upon the earlier of your death or the annuitant’s death if you die before the retirement start date while this contract is in force. We will base the benefit paid on the death benefit coverage you chose when you purchased the contract. If a contract has more than one person as the owner, we will pay benefits upon the first to die of any owner or the annuitant.

RETURN OF PURCHASE PAYMENTS DEATH BENEFIT (ROP)

The ROP is intended to help protect your beneficiaries financially in that they will never receive less than your purchase payments adjusted for withdrawals. If you or the annuitant die before annuity payouts begin while this contract is in force, we will pay the beneficiary the greater of these two values, minus any applicable rider charges:

1.	contract value; or

2.	total purchase payments applied to the contract minus adjusted partial withdrawals.

Adjusted partial withdrawals for the ROP or MAV death benefit	=	PW × DB CV

PW = the amount by which the contract value is reduced as a result of the partial withdrawal.

DB = the death benefit on the date of (but prior to) the partial withdrawal.

CV = contract value on the date of (but prior to) the partial withdrawal.

Example

•	You purchase the contract with a payment of $20,000.

•	On the first contract anniversary you make an additional purchase payment of $5,000.

•	During the second contract year the contract value falls to $22,000 and you take a $1,500 partial withdrawal.

 32  RIVERSOURCE FLEXCHOICE VARIABLE ANNUITY — PROSPECTUS

•	During the third contract year the contract value grows to $23,000.

We calculate the ROP death benefit as follows:
Contract value at death:	$23,000.00

Purchase payments minus adjusted partial withdrawals:
Total purchase payments:	$25,000.00
minus adjusted partial withdrawals calculated as:

$1,500 × $25,000 $22,000 =	–1,704.55

for a death benefit of:	$23,295.45

ROP death benefit, calculated as the greatest of these two values:	$23,295.45

MAXIMUM ANNIVERSARY VALUE DEATH BENEFIT (MAV)

The MAV death benefit is intended to help protect your beneficiaries financially while your investments have the opportunity to grow. The MAV death benefit does not provide any additional benefit before the first contract anniversary and it may not be appropriate for issue ages 75 to 79 because the benefit values may be limited after age 81. Be sure to discuss with your investment professional whether or not the MAV death benefit is appropriate for your situation.

If it is available in your state and if both you and the annuitant are age 79 or younger at contract issue, you may choose to add the MAV death benefit to your contract at the time of purchase. Once you select the MAV death benefit you may not cancel it.

The MAV death benefit provides that if you or the annuitant die before annuity payouts begin while this contract is in force, we will pay the beneficiary the greatest of these three values, minus any applicable rider charges:

1.	contract value;

2.	total purchase payments applied to the contract minus adjusted partial withdrawals; or

3.	the maximum anniversary value on the anniversary immediately preceding the date of death plus any payments since that anniversary minus adjusted partial withdrawals since that anniversary.

Maximum anniversary value (MAV): MAV is a value that we calculate on each contract anniversary through age 80. There is no MAV prior to the first contract anniversary. On the first contract anniversary we set the MAV equal to the greater of: (a) your current contract value, or (b) total purchase payments minus adjusted partial withdrawals. Every contract anniversary after that, through age 80, we compare the previous anniversary’s MAV (plus any purchase payments since that anniversary minus adjusted partial withdrawals since that anniversary) to the current contract value and we reset the MAV to the higher value. We stop resetting the MAV after you or the annuitant reach age 81. However, we continue to add subsequent purchase payments and subtract adjusted partial withdrawals from the MAV.

Example

•	You purchase the contract with a payment of $20,000.

•	On the first contract anniversary the contract value grows to $29,000.

•	During the second contract year the contract value falls to $22,000, at which point you take a $1,500 partial withdrawal, leaving a contract value of $20,500.

We calculate the MAV death benefit as follows:
Contract value at death:	$20,500.00

Purchase payments minus adjusted partial withdrawals:
Total purchase payments	$20,000.00
minus adjusted partial withdrawals, calculated as:

$1,500 × $20,000 $22,000 =	−1,363.64

for a ROP death benefit of:	$18,636.36

RIVERSOURCE FLEXCHOICE VARIABLE ANNUITY — PROSPECTUS 33

The MAV on the anniversary immediately preceding the date of death plus any purchase payments made since that anniversary minus adjusted partial withdrawals made since that anniversary:
The MAV on the immediately preceding anniversary:	$29,000.00
plus purchase payments made since that anniversary:	+0.00
minus adjusted partial withdrawals made since that anniversary, calculated as:

$1,500 × $29,000 $22,000 =	–1,977.27

for a MAV death benefit of:	$27,022.73

The MAV death benefit, calculated as the greatest of these three values, which is the MAV:	$27,022.73

ENHANCED DEATH BENEFIT RIDER (EDB)

The EDB is intended to help protect your beneficiaries financially while your investments have the opportunity to grow. The EDB does not provide any additional benefit before the first contract anniversary and it may not be appropriate for issue ages 75 to 79 because the benefit values may be limited after age 81. Be sure to discuss with your investment professional whether or not the EDB is appropriate for your situation.

If it is available in your state and both you and the annuitant are 79 or younger at contract issue, you may choose to add the EDB to your contract at the time you purchase your contract. If you select the GMIB you must select the EDB.

The EDB provides that if you or the annuitant die before annuity payouts begin while this contract is in force, we will pay the beneficiary the greatest of these four values, minus any applicable rider charges:

1.	contract value;

2.	total purchase payments applied to the contract minus adjusted partial withdrawals;

3.	the maximum anniversary value on the anniversary immediately preceding the date of death plus any payments since that anniversary minus adjusted partial withdrawals since that anniversary; or

4. the 5% rising floor.

5% rising floor: This is the sum of the value of your GPAs, the one-year fixed account and the variable account floor. There is no variable account floor prior to the first contract anniversary. On the first contract anniversary, we establish the variable account floor as:

•	the amounts allocated to the subaccounts at issue increased by 5%,

•	plus any subsequent amounts allocated to the subaccounts,

•	minus adjusted transfers and partial withdrawals from the subaccounts.

Thereafter, we continue to add subsequent purchase payments allocated to the subaccounts and subtract adjusted transfers and partial withdrawals from the subaccounts. On each contract anniversary after the first, through age 80, we add an amount to the variable account floor equal to 5% of the prior anniversary’s variable account floor. We stop adding this amount after you or the annuitant reach age 81.

5% rising floor adjusted transfers or partial withdrawals	=	PWT × VAF SV

PWT	=	the amount by which the contract value in the subaccounts is reduced as a result of the partial withdrawal or transfer from the subaccounts.
VAF	=	variable account floor on the date of (but prior to) the transfer or partial withdrawal.
SV	=	value of the subaccounts on the date of (but prior to) the transfer or partial withdrawal.

Example

•	You purchase the contract with a payment of $25,000 with $5,000 allocated to the one-year fixed account and $20,000 allocated to the subaccounts.

•	On the first contract anniversary, the one-year fixed account value is $5,200 and the subaccount value is $17,000. Total contract value is $23,200.

•	During the second contract year the one-year fixed account value is $5,300 and the subaccount value is $19,000. Total contract value is $24,300. You take a $1,500 partial withdrawal all from the subaccounts, leaving the contract value at $22,800.

 34  RIVERSOURCE FLEXCHOICE VARIABLE ANNUITY — PROSPECTUS

The death benefit is calculated as follows:
Contract value at death:		$22,800.00

Purchase payments minus adjusted partial withdrawals:
Total purchase payments:		$25,000.00
minus adjusted partial withdrawals, calculated as:

$1,500 × $25,000 $24,300 =		–1,543.21

for a ROP death benefit of:		$23,456.79

The MAV on the anniversary immediately preceding the date of death plus any purchase payments made since that anniversary minus adjusted partial withdrawals made since that anniversary:
The MAV on the immediately preceding anniversary:		$25,000.00
plus purchase payments made since that anniversary:		+0.00
minus adjusted partial withdrawals made since that anniversary, calculated as:

$1,500 × $25,000 $24,300 =		–1,543.21
for a MAV death benefit of:		$23,456.79

The 5% rising floor:
The variable account floor on the first contract anniversary is, calculated as: 1.05 × $20,000 =		$21,000.00
plus amounts allocated to the subaccounts since that anniversary:		+0.00
minus the 5% rising floor adjusted partial withdrawal from the subaccounts, calculated as:

$1,500 × $21,000 $19,000 =	–$	1,657.89
variable account floor benefit:		$19,342.11
plus the one-year fixed account value:		+5,300.00

5% rising floor (value of the GPAs, one-year fixed account and the variable account floor):		$24,642.11

EDB, calculated as the greatest of these three values, which is the 5% rising floor:	$24,642.11

IF YOU DIE BEFORE YOUR RETIREMENT DATE
When paying the beneficiary, we will process the death claim on the valuation date our death claim requirements are fulfilled. We will determine the contract’s value using the accumulation unit value we calculate on that valuation date. We pay interest, if any, at a rate no less than required by law. If requested, we will mail payment to the beneficiary within seven days after our death claim requirements are fulfilled.

Nonqualified annuities
If your spouse is sole beneficiary and you die before the retirement date, your spouse may keep the contract as owner with the contract value equal to the death benefit that would otherwise have been paid. To do this your spouse must give us written instructions to continue the contract as owner. There will be no withdrawal charges on contract Option L from that point forward. If you elected any optional contract features or riders, your spouse and the new annuitant (if applicable) will be subject to all limitations and/or restrictions of those features or riders just as if they were purchasing a new contract. The GMIB rider and Benefit Protector Plus rider, if selected, will terminate. Continuance of the Benefit Protector rider is optional. (See “Optional Benefits.”)

If your beneficiary is not your spouse, we will pay the beneficiary in a single sum unless you give us other written instructions. Generally, we must fully distribute the death benefit within five years of your death. However, the beneficiary may receive payouts under any annuity payout plan available under this contract if:

•	the beneficiary asks us in writing within 60 days after the day on which all documents have been received that prove your death has occurred; and

•	payouts begin no later than one year after your death, or other date as permitted by the Code; and

•	the payout period does not extend beyond the beneficiary’s life or life expectancy.

RIVERSOURCE FLEXCHOICE VARIABLE ANNUITY — PROSPECTUS 35

Qualified annuities

•	Spouse beneficiary: If you have not elected an annuity payout plan, and if your spouse is the sole beneficiary, your spouse may either elect to treat the contract as his/her own, so long as he or she is eligible to do so, or elect an annuity payout plan or another plan agreed to by us. If your spouse elects a payout option, the payouts must begin no later than the year in which you would have reached age 70 1/2. If you attained age 70 1/2 at the time of death, payouts must begin no later than Dec. 31 of the year following the year of your death.

Your spouse may elect to assume ownership of the contract at any time before annuity payouts begin. If your spouse elects to assume ownership of the contract, the contract value will be equal to the death benefit that would otherwise have been paid. There will be no withdrawal charges on contract Option L from that point forward. If you elected any optional contract features or riders, your spouse and the new annuitant (if applicable) will be subject to all limitations and/or restrictions of those features or riders just as if they were purchasing a new contract. The GMIB rider and the Benefit Protector Plus riders, if selected, will terminate. Continuance of the Benefit Protector rider is optional. (See “Optional Benefits.”)

•	Non-spouse beneficiary: If you have not elected an annuity payout plan, and if death occurs prior to the year you would have attained age 70 1/2, the beneficiary may elect to receive payouts from the contract over a five year period. If your beneficiary does not elect a five year payout or if your death occurs after attaining age 70 1/2, we will pay the beneficiary in a single sum unless the beneficiary elects to receive payouts under any payout plan available under this contract if:

•	the beneficiary asks us in writing within 60 days after the day on which all documents have been received that prove your death has occurred; and

•	payouts begin no later than one year following the year of your death; and

•	the payout period does not extend beyond the beneficiary’s life or life expectancy.

If a beneficiary elects an alternative payment plan which is an inherited IRA, all optional death benefits and living benefits will terminate. In the event of your beneficiary’s death, their beneficiary can elect to take a lump sum payment or to continue the alternative payment plan following the schedule of minimum withdrawals established based on the life expectancy of your beneficiary.

•	Annuity payout plan: If you elect an annuity payout plan which guarantees payouts to a beneficiary after your death, the payouts to your beneficiary will continue pursuant to the annuity payout plan you elect.

Optional Benefits

The assets held in our general account support the guarantees under your contract, including optional death benefits and optional living benefits. To the extent that we are required to pay you amounts in addition to your contract value under these benefits, such amounts will come from our general account assets. You should be aware that our general account is exposed to the risks normally associated with a portfolio of fixed-income securities, including interest rate, option, liquidity and credit risk. The financial statements contained in the SAI include a further discussion of the risks inherent within the investments of the general account.

BENEFIT PROTECTOR DEATH BENEFIT RIDER (BENEFIT PROTECTOR)
The Benefit Protector is intended to provide an additional benefit to your beneficiary to help offset expenses after your death such as funeral expenses or federal and state taxes. This is an optional benefit that you may select for an additional annual charge (see “Charges”). The Benefit Protector provides reduced benefits if you or the annuitant are 70 or older at the rider effective date and it does not provide any additional benefit before the first rider anniversary.

If this rider is available in your state and both you and the annuitant are 75 or younger at contract issue, you may choose to add the Benefit Protector to your contract. You must elect the Benefit Protector at the time you purchase your contract and your rider effective date will be the contract issue date. You may not select this rider if you select the Benefit Protector Plus or the EDB. We reserve the right to discontinue offering the Benefit Protector for new contracts.

Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract. Since the benefit paid by the rider is determined by the amount of earnings at death, the amount of the benefit paid may be reduced as a result of taking RMDs (see “Taxes — Qualified Annuities — Required Minimum Distributions”). Be sure to discuss with your investment professional and tax advisor whether or not the Benefit Protector is appropriate for your situation.

The Benefit Protector provides that if you or the annuitant die after the first contract anniversary, but before annuity payouts begin, and while this contract is in force, we will pay the beneficiary:

•	the applicable death benefit (see “Benefits in Case of Death”), plus:

 36  RIVERSOURCE FLEXCHOICE VARIABLE ANNUITY — PROSPECTUS

•	40% of your earnings at death if you and the annuitant were under age 70 on the rider effective date, up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old; or

•	15% of your earnings at death if you or the annuitant were 70 or older on the rider effective date, up to a maximum of 37.5% of purchase payments not previously withdrawn that are one or more years old.

Earnings at death: for purposes of the Benefit Protector and Benefit Protector Plus riders, this is an amount equal to the applicable death benefit minus purchase payments not previously withdrawn. The earnings at death may not be less than zero and may not be more than 250% of the purchase payments not previously withdrawn that are one or more years old.

Terminating the Benefit Protector

•	You may terminate the rider within 30 days of the first rider anniversary.

•	You may terminate the rider within 30 days of any rider anniversary beginning with the seventh rider anniversary.

•	The rider will terminate when you make a full withdrawal from the contract or when annuity payouts begin.

Example of the Benefit Protector

•	You purchase the contract with a payment of $100,000 and you and the annuitant are under age 70. You select an Option L contract with the MAV death benefit.

•	During the first contract year the contract value grows to $105,000. The MAV death benefit equals the contract value. You have not reached the first contract anniversary so the Benefit Protector does not provide any additional benefit at this time.

• On the first contract anniversary the contract value grows to $110,000. The death benefit equals:
MAV death benefit (contract value):	$110,000
plus the Benefit Protector benefit which equals 40% of earnings at death
(MAV death benefit minus payments not previously withdrawn):
0.40 × ($110,000 – $100,000) =	+4,000

Total death benefit of:	$114,000
• On the second contract anniversary the contract value falls to $105,000. The death benefit equals:
MAV death benefit (MAV):	$110,000
plus the Benefit Protector benefit (40% of earnings at death):
0.40 × ($110,000 – $100,000) =	+4,000

Total death benefit of:	$114,000
• During the third contract year the contract value remains at $105,000 and you request a partial withdrawal of $50,000, including the applicable 7% withdrawal charge. We will withdraw $10,500 from your contract value free of charge (10% of your prior anniversary’s contract value). The remainder of the withdrawal is subject to a 7% withdrawal charge because your contract is in its third year of the withdrawal charge schedule, so we will withdraw $39,500 ($36,735 + $2,765 in withdrawal charges) from your contract value. Altogether, we will withdraw $50,000 and pay you $47,235. We calculate purchase payments not previously withdrawn as $100,000 – $45,000 = $55,000 (remember that $5,000 of the partial withdrawal is contract earnings).
The death benefit equals:

MAV death benefit (MAV adjusted for partial withdrawals):	$57,619
plus the Benefit Protector benefit (40% of earnings at death):
0.40 × ($57,619 – $55,000) =	+1,048

Total death benefit of:	$58,667
• On the third contract anniversary the contract value falls to $40,000. The death benefit equals the previous death benefit. The reduction in contract value has no effect.

RIVERSOURCE FLEXCHOICE VARIABLE ANNUITY — PROSPECTUS 37

• On the ninth contract anniversary the contract value grows to a new high of $200,000. Earnings at death reaches its maximum of 250% of purchase payments not previously withdrawn that are one or more years old.

The death benefit equals:
MAV death benefit (contract value):	$200,000
plus the Benefit Protector benefit (40% of earnings at death, up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old)	+55,000

Total death benefit of:	$255,000
• During the tenth contract year you make an additional purchase payment of $50,000. Your new contract value is now $250,000. The new purchase payment is less than one year old and so it has no effect on the Benefit Protector value. The death benefit equals:

MAV death benefit (contract value):	$250,000
plus the Benefit Protector benefit (40% of earnings at death, up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old)	+55,000

Total death benefit of:	$305,000
• During the eleventh contract year the contract value remains $250,000 and the “new” purchase payment is one year old and the value of the Benefit Protector changes. The death benefit equals:
MAV death benefit (contract value):	$250,000
plus the Benefit Protector benefit which equals 40% of earnings at death (MAV death benefit minus payments not previously withdrawn):
0.40 × ($250,000 – $105,000) =	+58,000

Total death benefit of:	$308,000

If your spouse is the sole beneficiary and you die before the retirement date, your spouse may keep the contract as owner. Your spouse and the new annuitant will be subject to all the limitations and restrictions of the rider just as if they were purchasing a new contract. If your spouse and the new annuitant do not qualify for the rider on the basis of age we will terminate the rider. If they do qualify for the rider on the basis of age we will set the contract value equal to the death benefit that would otherwise have been paid and we will substitute this new contract value on the date of death for “purchase payments not previously withdrawn” used in calculating earnings at death. Your spouse also has the option of discontinuing the Benefit Protector Death Benefit Rider within 30 days of the date of death.

NOTE: For special tax considerations associated with the Benefit Protector, see “Taxes.”

BENEFIT PROTECTOR PLUS DEATH BENEFIT RIDER (BENEFIT PROTECTOR PLUS)
The Benefit Protector Plus is intended to provide an additional benefit to your beneficiary to help offset expenses after your death such as funeral expenses or federal and state taxes. This is an optional benefit that you may select for an additional annual charge (see “Charges”). The Benefit Protector Plus provides reduced benefits if you or the annuitant are 70 or older at the rider effective date and it does not provide any additional benefit before the first rider anniversary and it does not provide any benefit beyond what is offered under the Benefit Protector rider during the second rider year.

If this rider is available in your state and both you and the annuitant are 75 or younger at contract issue, you may choose to add the Benefit Protector Plus to your contract. You must elect the Benefit Protector Plus at the time you purchase your contract and your rider effective date will be the contract issue date. This rider is available only for purchase through a transfer, exchange, or rollover from another annuity or life insurance policy. You may not select this rider if you select the Benefit Protector or the EDB. We reserve the right to discontinue offering the Benefit Protector Plus for new contracts.

Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract. Since the benefit paid by the rider is determined by the amount of earnings at death, the amount of the benefit paid may be reduced as a result of taking required minimum distributions (see “Taxes — Qualified Annuities — Required Minimum Distributions”). Be sure to discuss with your investment professional and tax advisor whether or not the Benefit Protector Plus is appropriate for your situation.

The Benefit Protector Plus provides that if you or the annuitant die after the first contract anniversary, but before annuity payouts begin, and while this contract is in force, we will pay the beneficiary:

•	the benefits payable under the Benefit Protector described above, plus:

 38  RIVERSOURCE FLEXCHOICE VARIABLE ANNUITY — PROSPECTUS

•	a percentage of purchase payments made within 60 days of contract issue not previously withdrawn as follows:

	Percentage if you and the annuitant are	Percentage if you or the annuitant are
Contract year	under age 70 on the rider effective date	70 or older on the rider effective date

One and Two	0%	0%

Three and Four	10%	3.75%

Five or more	20%	7.5%

Another way to describe the benefits payable under the Benefit Protector Plus rider is as follows:

•	the ROP death benefit (see “Benefits in Case of Death”) PLUS

	If you and the annuitant are under	If you or the annuitant are age 70
Contract year	age 70 on the rider effective date, add . . .	or older on the rider effective date, add . . .

One	Zero	Zero

Two	40% × earnings at death (see above)	15% × earnings at death

Three & Four	40% × (earnings at death + 25% of initial purchase payment*)	15% × (earnings at death + 25% of initial purchase payment*)

Five or more	40% × (earnings at death + 50% of initial purchase payment*)	15% × (earnings at death + 50% of initial purchase payment*)

*	Initial purchase payments are payments made within 60 days of contract issue not previously withdrawn.

Terminating the Benefit Protector Plus

•	You may terminate the rider within 30 days of the first rider anniversary.

•	You may terminate the rider within 30 days of any rider anniversary beginning with the seventh rider anniversary.

•	The rider will terminate when you make a full withdrawal from the contract or when annuity payouts begin.

Example of the Benefit Protector Plus

•	You purchase the contract with a payment of $100,000 and you and the annuitant are under age 70. You select an Option L contract with the MAV death benefit.

•	During the first contract year the contract value grows to $105,000. The MAV death benefit equals the contract value. You have not reached the first contract anniversary so the Benefit Protector Plus does not provide any additional benefit at this time.

• On the first contract anniversary the contract value grows to $110,000. You have not reached the second contract anniversary so the Benefit Protector Plus does not provide any benefit beyond what is provided by the Benefit Protector at this time. The death benefit equals:

MAV death benefit (contract value):	$110,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death
(MAV death benefit minus payments not previously withdrawn):
0.40 × ($110,000 – $100,000) =	+4,000

Total death benefit of:	$114,000
• On the second contract anniversary the contract value falls to $105,000. The death benefit equals:
MAV death benefit (MAV):	$110,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death:
0.40 × ($110,000 – $100,000) =	+4,000
plus 10% of purchase payments made within 60 days of contract issue and not previously withdrawn: 0.10 × $100,000 =	+10,000

Total death benefit of:	$124,000

RIVERSOURCE FLEXCHOICE VARIABLE ANNUITY — PROSPECTUS 39

• During the third contract year the contract value remains at $105,000 and you request a partial withdrawal of $50,000, including the applicable 7% withdrawal charge. We will withdraw $10,500 from your contract value free of charge (10% of your prior anniversary’s contract value). The remainder of the withdrawal is subject to a 7% withdrawal charge because your contract is in its third year of the withdrawal charge schedule, so we will withdraw $39,500 ($36,735 + $2,765 in withdrawal charges) from your contract value. Altogether, we will withdraw $50,000 and pay you $47,235. We calculate purchase payments not previously withdrawn as $100,000 – $45,000 = $55,000 (remember that $5,000 of the partial withdrawal is contract earnings). The death benefit equals:

MAV death benefit (MAV adjusted for partial withdrawals):	$57,619
plus the Benefit Protector Plus benefit which equals 40% of earnings at death:
0.40 × ($57,619 – $55,000) =	+1,048
plus 10% of purchase payments made within 60 days of contract issue and not previously withdrawn: 0.10 × $55,000 =	+5,500

Total death benefit of:	$64,167
• On the third contract anniversary the contract value falls to $40,000. The death benefit equals the previous death benefit. The reduction in contract value has no effect.
• On the ninth contract anniversary the contract value grows to a new high of $200,000. Earnings at death reaches its maximum of 250% of purchase payments not previously withdrawn that are one or more years old. Because we are beyond the fourth contract anniversary the Benefit Protector Plus also reaches its maximum of 20%. The death benefit equals:

MAV death benefit (contract value):	$200,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death, up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old	+55,000
plus 20% of purchase payments made within 60 days of contract issue and not previously withdrawn: 0.20 × $55,000 =	+11,000

Total death benefit of:	$266,000
• During the tenth contract year you make an additional purchase payment of $50,000. Your new contract value is now $250,000. The new purchase payment is less than one year old and so it has no effect on the Benefit Protector Plus value. The death benefit equals:

MAV death benefit (contract value):	$250,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death, up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old	+55,000
plus 20% of purchase payments made within 60 days of contract issue and not previously withdrawn: 0.20 × $55,000 =	+11,000

Total death benefit of:	$316,000
• During the eleventh contract year the contract value remains $250,000 and the “new” purchase payment is one year old. The value of the Benefit Protector Plus remains constant. The death benefit equals:

MAV death benefit (contract value):	$250,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death (MAV death benefit minus payments not previously withdrawn):
0.40 × ($250,000 – $105,000) =	+58,000
plus 20% of purchase payments made within 60 days of contract issue and not previously withdrawn: 0.20 × $55,000 =	+11,000

Total death benefit of:	$319,000

If your spouse is sole beneficiary and you die before the retirement date, your spouse may keep the contract as owner with the contract value equal to the death benefit that would otherwise have been paid. We will then terminate the Benefit Protector Plus and substitute the applicable death benefit (see “Benefits in Case of Death”).

NOTE: For special tax considerations associated with the Benefit Protector Plus, see “Taxes.”

 40  RIVERSOURCE FLEXCHOICE VARIABLE ANNUITY — PROSPECTUS

GUARANTEED MINIMUM INCOME BENEFIT RIDER (GMIB)
The GMIB is intended to provide you with a guaranteed minimum lifetime income regardless of the volatility inherent in the investments in the subaccounts. If the annuitant is between age 70 and age 75 at contract issue, you should consider whether the GMIB is appropriate for your situation because:

•	you must hold the GMIB for 10 years*,

•	the GMIB terminates** on the contract anniversary after the annuitant’s 86th birthday,

•	you can only exercise the GMIB within 30 days after a contract anniversary*,

•	the MAV and the 5% rising floor values we use in the GMIB benefit base to calculate annuity payouts under the GMIB are limited after age 81, and

•	there are additional costs associated with the rider.

Be sure to discuss whether or not the GMIB is appropriate for your situation with your investment professional.

*	Unless the annuitant qualifies for a contingent event (see “Charges — Contingent events”).
**	The rider and annual fee terminate on the contract anniversary after the annuitant’s 86th birthday; however, if you exercise the GMIB rider before this time, your benefits will continue according to the annuity payout plan you have selected.

If you are purchasing the contract as a qualified annuity, such as an IRA, and you are planning to begin annuity payouts after the date on which minimum distributions required by the IRS must begin, you should consider whether the GMIB is appropriate for you. Partial withdrawals you take from the contract, including those taken to satisfy RMDs, will reduce the GMIB benefit base (defined below), which in turn may reduce or eliminate the amount of any annuity payments available under the rider (see “Taxes — Qualified Annuities — Required Minimum Distributions”). Consult a tax advisor before you purchase any GMIB with a qualified annuity, such as an IRA.

If this rider is available in your state and the annuitant is 75 or younger at contract issue, you may choose to add this optional benefit to your contract for an additional annual charge which we describe below. If you select the GMIB, you must elect the EDB at the time you purchase your contract and your rider effective date will be the contract issue date.

In some instances, we may allow you to add the GMIB to your contract at a later date if it was not available when you initially purchased your contract. In these instances, we would add the GMIB on the next contract anniversary and this would become the rider effective date. For purposes of calculating the GMIB benefit base under these circumstances, we consider the contract value on the rider effective date to be the initial purchase payment; we disregard all previous purchase payments, transfers and withdrawals in the GMIB calculations.

Investment selection under the GMIB: For contract Option L, you may allocate your purchase payments or transfers to any of the subaccounts, GPAs or the one-year fixed account. For contract Option C, you may allocate payments to the subaccounts. We reserve the right to limit the amount you allocate to subaccounts investing in the Columbia Variable Portfolio — Cash Management Fund to 10% of the total amount in the subaccounts. If we are required to activate this restriction, and you have more than 10% of your subaccount value in this fund, we will send you a notice and ask that you reallocate your contract value so that the 10% limitation is satisfied within 60 days. We will terminate the GMIB if you have not satisfied the limitation after 60 days.

GMIB benefit base: If the GMIB is effective at contract issue, the GMIB benefit base is the greatest of these four values:

1.	contract value;

2.	total purchase payments minus adjusted partial withdrawals; or

3.	the maximum anniversary value at the last contract anniversary plus any payments made since that anniversary minus adjusted partial withdrawals since that anniversary; or

4. the 5% rising floor.

Keep in mind that the MAV and the 5% rising floor values are limited after age 81.

We reserve the right to exclude from the GMIB benefit base any purchase payments you make in the five years before you exercise the GMIB. We would do so only if such payments total $50,000 or more or if they are 25% or more of total contract payments. If we exercise this right, we:

•	subtract each payment adjusted for market value from the contract value and the MAV.

•	subtract each payment from the 5% rising floor. We adjust the payments made to the GPAs and the one-year fixed account for market value. We increase payments allocated to the subaccounts by 5% for the number of full contract years they have been in the contract before we subtract them from the 5% rising floor.

RIVERSOURCE FLEXCHOICE VARIABLE ANNUITY — PROSPECTUS 41

For each payment, we calculate the market value adjustment to the contract value, MAV, the GPAs and the one-year fixed account value of the 5% rising floor as:

PMT × CVG ECV

PMT =	each purchase payment made in the five years before you exercise the GMIB.

CVG =	current contract value at the time you exercise the GMIB.

ECV =	the estimated contract value on the anniversary prior to the payment in question. We assume that all payments and partial withdrawals occur at the beginning of a contract year.

For each payment, we calculate the 5% increase of payments allocated to the subaccounts as:

PMT × (1.05)CY

CY =	the full number of contract years the payment has been in the contract.

Exercising the GMIB

•	you may only exercise the GMIB within 30 days after any contract anniversary following the expiration of a ten-year waiting period from the rider effective date. However, there is an exception if at any time the annuitant experiences a “contingent event” (disability, terminal illness or confinement to a nursing home or hospital, see “Charges — Contingent events” for more details.)

•	the annuitant on the retirement date must be between 50 and 86 years old.

•	you can only take an annuity payout under one of the following annuity payout plans:

– Plan A — Life Annuity – no refund

– Plan B — Life Annuity with ten years certain

– Plan D — Joint and last survivor life annuity – no refund

•	you may change the annuitant for the payouts.

When you exercise your GMIB, you may select a fixed or variable annuity payout plan. Fixed annuity payouts are calculated using the annuity purchase rates based on the “1983 Individual Annuitant Mortality Table A” with 100% Projection Scale G. Your annuity payouts remain fixed for the lifetime of the annuity payout period.

First year variable annuity payouts are calculated in the same manner as fixed annuity payouts. Once calculated, your annuity payouts remain unchanged for the first year. After the first year, subsequent annuity payouts are variable and depend on the performance of the subaccounts you select. Variable annuity payouts after the first year are calculated using the following formula:

Pt–1 (1 + i) 1.05	= Pt

Pt–1	= prior annuity payout
Pt	= current annuity payout
i	= annualized subaccount performance

Each subsequent variable annuity payout could be more or less than the previous variable annuity payout if the subaccount investment performance is greater or less than the 5% assumed investment rate. If your subaccount performance equals 5%, your annuity payout will be unchanged from the previous annuity payout. If your subaccount performance is in excess of 5%, your variable annuity payout will increase from the previous annuity payout. If your subaccount investment performance is less than 5%, your variable annuity payout will decrease from the previous annuity payout.

If you exercise the GMIB under a contingent event, you can take up to 50% of the benefit base in cash. You can use the balance of the GMIB benefit base for annuity payouts calculated using the guaranteed annuity purchase rates under any one of the payout plans listed above as long as the annuitant is between 50 and 86 years old on the retirement date.

The GMIB benchmarks the contract growth at each anniversary against several comparison values and sets the GMIB benefit base equal to the largest value. The GMIB benefit base, less any applicable premium tax, is the value we apply to the guaranteed annuity purchase rates stated in Table B of the contract to calculate the minimum annuity payouts you will receive if you exercise the GMIB. If the GMIB benefit base is greater than the contract value, the GMIB may provide a higher annuity payout level than is otherwise available. However, the GMIB uses guaranteed annuity purchase rates which may result in annuity payouts that are less than those using the annuity purchase rates that we will apply at annuitization under the standard contract provisions. Therefore, the level of income provided by the GMIB may be less than the income the contract otherwise provides. If the annuity payouts through the standard contract provisions are more favorable than the payouts

 42  RIVERSOURCE FLEXCHOICE VARIABLE ANNUITY — PROSPECTUS

available through the GMIB, you will receive the higher standard payout option. The GMIB does not create contract value or guarantee the performance of any investment option.

Terminating the GMIB

•	You may terminate the rider within 30 days after the first and fifth rider anniversaries.

•	You may terminate the rider any time after the tenth rider anniversary.

•	The rider will terminate on the date:

– you make a full withdrawal from the contract;

– a death benefit is payable; or

– you choose to begin taking annuity payouts under the regular contract provisions.

•	The rider will terminate* 30 days following the contract anniversary after the annuitant’s 86th birthday.

*	The rider and annual fee terminate 30 days following the contract anniversary after the annuitant’s 86th birthday; however, if you exercise the GMIB rider before this time, your benefits will continue according to the annuity payout plan you have selected.

Example

•	You purchase the contract during the 2004 calendar year with a payment of $100,000 and you allocate all your purchase payments to the subaccounts.

•	There are no additional purchase payments and no partial withdrawals.

•	Assume the annuitant is male and age 55 at contract issue. For the joint and last survivor option (annuity payout Plan D), the joint annuitant is female and age 55 at contract issue.

Taking into account fluctuations in contract value due to market conditions, we calculate the GMIB benefit base as:

Contract				GMIB
anniversary	Contract value	MAV	5% rising floor	benefit base

1	$107,000	$107,000	$105,000

2	125,000	125,000	110,250

3	132,000	132,000	115,763

4	150,000	150,000	121,551

5	85,000	150,000	127,628

6	120,000	150,000	134,010

7	138,000	150,000	140,710

8	152,000	152,000	147,746

9	139,000	152,000	155,133

10	126,000	152,000	162,889	$162,889

11	138,000	152,000	171,034	171,034

12	147,000	152,000	179,586	179,586

13	163,000	163,000	188,565	188,565

14	159,000	163,000	197,993	197,993

15	212,000	212,000	207,893	212,000

NOTE: The MAV and 5% rising floor values are limited after age 81. Additionally, the GMIB benefit base may increase if the contract value increases. However, you should keep in mind that you are always entitled to annuitize using the contract value without exercising the GMIB.

If you annuitize the contract within 30 days after a contract anniversary, the payout under a fixed annuity option (which is the same as the minimum payout for the first year under a variable annuity option) would be:

			Minimum Guaranteed Monthly Income
Contract		Plan A –	Plan B –	Plan D – joint and
anniversary	GMIB	life annuity —	life annuity with	last survivor life
at exercise	benefit base	no refund	ten years certain	annuity — no refund

10	$162,889 (5% rising floor)	$840.51	$817.70	$672.73

15	212,000 (MAV)	1,250.80	1,193.56	968.84

The payouts above are shown at guaranteed annuity rates of 3% stated in Table B of the contract. Payouts under the standard provisions of this contract will be based on our annuity rates in effect at annuitization and are guaranteed to be greater than or

RIVERSOURCE FLEXCHOICE VARIABLE ANNUITY — PROSPECTUS 43

equal to the guaranteed annuity rates stated in Table B of the contract. The fixed annuity payout available under the standard provisions of this contract would be at least as great as shown below:

Contract		Plan A –	Plan B –	Plan D – joint and
anniversary		life annuity —	life annuity with	last survivor life
at exercise	Contract value	no refund	ten years certain	annuity — no refund

10	$126,000	$650.16	$632.52	$520.38

15	212,000	1,250.80	1,193.56	968.84

At the 15th contract anniversary you would not experience a benefit from the GMIB as the payout available to you is equal to or less than the payout available under the standard provisions of the contract. When the GMIB payout is less than the payout available under the standard provisions of the contract, you will receive the higher standard payout.

Remember that after the first year, lifetime income payouts under a variable annuity payout option will depend on the investment performance of the subaccounts you select. If your subaccount performance is 5%, your annuity payout will be unchanged from the previous annuity payout. If your subaccount performance is in excess of 5%, your variable annuity payout will increase from the previous annuity payout. If your subaccount investment performance is less than 5%, your variable annuity payout will decrease from the previous annuity payout.

This fee currently costs 0.70% of the GMIB benefit base annually and it is taken in a lump sum from the contract value on each contract anniversary at the end of each contract year. If the contract is terminated or if annuity payouts begin, we will deduct the fee at that time adjusted for the number of calendar days coverage was in place. We cannot increase the GMIB fee after the rider effective date and it does not apply after annuity payouts begin. We calculate the fee as follows:

BB + AT – FAV

BB	=	the GMIB benefit base.
AT	=	adjusted transfers from the subaccounts to the GPAs or the one-year fixed account made in the six months before the contract anniversary calculated as:

PT × VAT SVT

PT	=	the amount transferred from the subaccounts to the GPAs or the one-year fixed account within six months of the contract anniversary.
VAT	=	variable account floor on the date of (but prior to) the transfer.
SVT	=	value of the subaccounts on the date of (but prior to) the transfer.
FAV	=	the value of your GPAs and the one-year fixed account.

The result of AT – FAV will never be greater than zero. This allows us to base the GMIB fee largely on the subaccounts.

Example

•	You purchase the contract with a payment of $100,000 and allocate all of your payment to the subaccounts.

•	You make no transfers or partial withdrawals.

Contract		GMIB fee	Value on which we	GMIB fee
anniversary	Contract value	percentage	base the GMIB fee	charged to you

1	$80,000	0.70%	5% rising floor = $100,000 × 1.05	$735

2	150,000	0.70%	Contract value = $150,000	1,050

3	102,000	0.70%	MAV = $150,000	1,050

The Annuity Payout Period

As owner of the contract, you have the right to decide how and to whom annuity payouts will be made starting at the retirement date. You may select one of the annuity payout plans outlined below, or we may mutually agree on other payout arrangements. We do not deduct any withdrawal charges under the payout plans listed below, except under annuity payout Plan E.

You also decide whether we will make annuity payouts on a fixed or variable basis, or a combination of fixed and variable. The amount available to purchase payouts under the plan you select is the contract value on your retirement date after any rider charges have been deducted, plus any positive or negative MVA (less any applicable premium tax). Additionally, we currently allow you to use part of the amount available to purchase payouts, leaving any remaining contract value to accumulate on a tax-deferred basis. If you select a variable annuity payout, we reserve the right to limit the number of subaccounts in which you may invest. The GPAs are not available during this payout period.

 44  RIVERSOURCE FLEXCHOICE VARIABLE ANNUITY — PROSPECTUS

Amounts of fixed and variable payouts depend on:

•	the annuity payout plan you select;

•	the annuitant’s age and, in most cases, sex;

•	the annuity table in the contract; and

•	the amounts you allocated to the accounts at settlement.

In addition, for variable annuity payouts only, amounts depend on the investment performance of the subaccounts you select. These payouts will vary from month to month because the performance of the funds will fluctuate. Fixed payouts remain the same from month to month.

For information with respect to transfers between accounts after annuity payouts begin (see “Making the Most of Your Contract — Transfer policies”).

ANNUITY TABLES
The annuity tables in your contract (Table A and Table B) show the amount of the monthly payout for each $1,000 of contract value according to the age and, when applicable, the annuitant’s sex. (Where required by law, we will use a unisex table of settlement rates.)

Table A shows the amount of the first monthly variable annuity payout assuming that the contract value is invested at the beginning of the annuity payout period and earns a 5% rate of return, which is reinvested and helps to support future payouts. If you ask us at least 30 days before the retirement date, we will substitute an annuity table based on an assumed 3.5% investment rate for the 5% Table A in the contract. The assumed investment rate affects both the amount of the first payout and the extent to which subsequent payouts increase or decrease. For example, annuity payouts will increase if the investment return is above the assumed investment rate and payouts will decrease if the return is below the assumed investment rate. Using a 5% assumed interest rate results in a higher initial payout, but later payouts will increase more slowly when annuity unit values rise and decrease more rapidly when they decline.

Table B shows the minimum amount of each fixed annuity payout. We declare current payout rates that we use in determining the actual amount of your fixed annuity payout. The current payout rates will equal or exceed the guaranteed payout rates shown in Table B. We will furnish these rates to you upon request.

ANNUITY PAYOUT PLANS
You may choose any one of these annuity payout plans by giving us written instructions at least 30 days before contract values are used to purchase the payout plan. Generally, you may select one of the Plans A through E below or another plan agreed to by us.

•	Plan A – Life annuity — no refund: We make monthly payouts until the annuitant’s death. Payouts end with the last payout before the annuitant’s death. We will not make any further payouts. This means that if the annuitant dies after we made only one monthly payout, we will not make any more payouts.

•	Plan B – Life annuity with five, ten or 15 years certain: We make monthly payouts for a guaranteed payout period of five, ten or 15 years that you elect. This election will determine the length of the payout period to the beneficiary if the annuitant should die before the elected period expires. We calculate the guaranteed payout period from the retirement date. If the annuitant outlives the elected guaranteed payout period, we will continue to make payouts until the annuitant’s death.

•	Plan C – Life annuity — installment refund: We make monthly payouts until the annuitant’s death, with our guarantee that payouts will continue for some period of time. We will make payouts for at least the number of months determined by dividing the amount applied under this option by the first monthly payout, whether or not the annuitant is living.

•	Plan D – Joint and last survivor life annuity — no refund: We make monthly payouts while both the annuitant and a joint annuitant are living. If either annuitant dies, we will continue to make monthly payouts at the full amount until the death of the surviving annuitant. Payouts end with the death of the second annuitant.

•	Plan E – Payouts for a specified period: We make monthly payouts for a specific payout period of ten to 30 years that you elect. We will make payouts only for the number of years specified whether the annuitant is living or not. Depending on the selected time period, it is foreseeable that an annuitant can outlive the payout period selected. During the annuity payout period, you may make full and partial withdrawals. If you make a full withdrawal, you can elect to have us determine the present value of any remaining variable payouts and pay it to you in a lump sum. We determine the present value of the remaining annuity payouts which are assumed to remain level at the amount of the payout that would have been made 7 days prior to the date we determine the present value. If the original contract was an Option L contract, the discount rate we use in the calculation is 5.17% for the assumed investment return of 3.5% and 6.67% for the assumed investment return of 5.0%. If the original contract was an Option C contract, the discount rate we use in the calculation will vary between

RIVERSOURCE FLEXCHOICE VARIABLE ANNUITY — PROSPECTUS 45

5.55% and 7.05% depending on the applicable assumed investment rate. (See “Charges — Withdrawal charge under Annuity Payout Plan E.”) A 10% IRS penalty tax could apply if you take a withdrawal. (See “Taxes.”)

Annuity payout plan requirements for qualified annuities: If your contract is a qualified annuity, you must select a payout plan as of the retirement date set forth in your contract. You have the responsibility for electing a payout plan under your contract that complies with applicable law. Your contract describes your payout plan options. The options will meet certain IRS regulations governing RMDs if the payout plan meets the incidental distribution benefit requirements, if any, and the payouts are made:

•	in equal or substantially equal payments over a period not longer than your life expectancy, or over the joint life expectancy of you and your designated beneficiary; or

•	over a period certain not longer than your life expectancy or over the joint life expectancy of you and your designated beneficiary.

If we do not receive instructions: You must give us written instructions for the annuity payouts at least 30 days before the annuitant’s retirement date. If you do not, we will make payouts under Plan B, with 120 monthly payouts guaranteed.

If monthly payouts would be less than $20: We will calculate the amount of monthly payouts at the time the contract value is used to purchase a payout plan. If the calculations show that monthly payouts would be less than $20, we have the right to pay the contract value to the owner in a lump sum or to change the frequency of the payouts.

Death after annuity payouts begin: If you or the annuitant die after annuity payouts begin, we will pay any amount payable to the beneficiary as provided in the annuity payout plan in effect.

Taxes

Under current law, your contract has a tax-deferral feature. Generally, this means you do not pay income tax until there is a taxable distribution (or deemed distribution) from the contract. We will send a tax information reporting form for any year in which we made a taxable or reportable distribution according to our records.

NONQUALIFIED ANNUITIES
Generally, only the increase in the value of a non-qualified annuity contract over the investment in the contract is taxable. Certain exceptions apply. Federal tax law requires that all nonqualified deferred annuity contracts issued by the same company (and possibly its affiliates) to the same owner during a calendar year be taxed as a single, unified contract when distributions are taken from any one of those contracts.

Annuity payouts: Generally, unlike withdrawals described below, the taxation of annuity payouts are subject to exclusion ratios, i.e. in most cases, a portion of each payout will be ordinary income and subject to tax, and a portion of each payout will be considered a return of part of your investment in the contract and will not be taxed. All amounts you receive after your investment in the contract is fully recovered will be subject to tax. Under Annuity Payout Plan A: Life annuity — no refund, where the annuitant dies before your investment in the contract is fully recovered, the remaining portion of the unrecovered investment may be available as a federal income tax deduction to the owner for the last taxable year. Under all other annuity payout plans, where the annuity payouts end before your investment in the contract is fully recovered, the remaining portion of the unrecovered investment may be available as a federal income tax deduction to the taxpayer for the tax year in which the payouts end. (See “The Annuity Payout Period — Annuity Payout Plans.”)

Beginning in 2011, federal tax law permits taxpayers to annuitize a portion of their nonqualified annuity while leaving the remaining balance to continue to grow tax-deferred. Under the new partial annuitization rules, the portion annuitized must be received as an annuity for a period of 10 years or more, or for the lives of one or more individuals. If this requirement is met, the annuitized portion and the tax-deferred balance will generally be treated as two separate contracts for income tax purposes only. If a contract is partially annuitized, the investment in the contract is allocated between the deferred and the annuitized portions on a pro rata basis.

Withdrawals: Generally, if you withdraw all or part of your nonqualified annuity before your annuity payouts begin, including withdrawals under any optional withdrawal benefit rider, your withdrawal will be taxed to the extent that the contract value immediately before the withdrawal exceeds the investment in the contract. Different rules may apply if you exchange another contract into this contract.

You also may have to pay a 10% IRS penalty for withdrawals of taxable income you make before reaching age 59 1/2 unless certain exceptions apply.

Withholding: If you receive taxable income as a result of an annuity payout or withdrawal, including withdrawals under any optional withdrawal benefit rider, we may deduct federal, and in some cases state withholding against the payment. Any withholding represents a prepayment of your tax due for the year. You take credit for these amounts on your annual income

 46  RIVERSOURCE FLEXCHOICE VARIABLE ANNUITY — PROSPECTUS

tax return. As long as you have provided us with a valid Social Security Number or Taxpayer Identification Number, and you have a valid U.S. address, you may be able to elect not to have any withholding occur.

If the payment is part of an annuity payout plan, we generally compute the amount of federal income tax withholding using payroll tables. You may provide us with a statement of how many exemptions to use in calculating the withholding. If the distribution is any other type of payment (such as partial or full withdrawal) we compute federal income tax withholding using 10% of the taxable portion.

The federal income tax withholding requirements differ if we deliver payment outside the United States or you are a non-resident alien.

Some states also may impose income tax withholding requirements similar to the federal withholding described above. If this should be the case, we may deduct state income tax withholding from the payment.

Death benefits to beneficiaries: The death benefit under a nonqualified contract is not exempt from estate (federal or state) taxes. In addition, for income tax purposes, any amount your beneficiary receives that exceeds the investment in the contract is taxable as ordinary income to the beneficiary in the year he or she receives the payments. (See also “Benefits in Case of Death — If You Die Before the Retirement Start Date”).

Net Investment Income Tax (also known as Medicare contribution tax): Effective for taxable years beginning on or after January 1, 2013, certain high-income individuals (as well as estates and trusts) are subject to a new 3.8% net investment income tax (as an addition to income taxes). For individuals, the 3.8% tax applies to the lesser of (1) the amount by which the taxpayer’s modified adjusted gross income exceeds $200,000 ($250,000 for married filing jointly and surviving spouses; $125,000 for married filing separately) or (2) the taxpayer’s “net investment income.” Net investment income includes taxable income from nonqualified annuities. Annuity holders are advised to consult their tax advisor regarding the possible implications of this additional tax.

Annuities owned by corporations, partnerships or irrevocable trusts: For nonqualified annuities, any annual increase in the value of annuities held by such entities (nonnatural persons) generally will be treated as ordinary income received during that year. However, if the trust was set up for the benefit of a natural person(s) only, the income may remain tax-deferred until withdrawn or paid out.

Penalties: If you receive amounts from your nonqualified annuity before reaching age 59 1/2, you may have to pay a 10% IRS penalty on the amount includable in your ordinary income. However, this penalty will not apply to any amount received:

•	because of your death or in the event of nonnatural ownership, the death of the annuitant;

•	because you become disabled (as defined in the Code);

•	if the distribution is part of a series of substantially equal periodic payments, made at least annually, over your life or life expectancy (or joint lives or life expectancies of you and your beneficiary);

•	if it is allocable to an investment before Aug. 14, 1982; or

•	if annuity payouts are made under immediate annuities as defined by the Code.

Transfer of ownership: Generally, if you transfer ownership of a nonqualified annuity without receiving adequate consideration, the transfer may be taxed as a withdrawal for federal income tax purposes. If the transfer is a currently taxable event for income tax purposes, the original owner will be taxed on the amount of deferred earnings at the time of the transfer and also may be subject to the 10% IRS penalty discussed earlier. In this case, the new owner’s investment in the contract will be equal to the investment in the contract at the time of the transfer plus any earnings included in the original owner’s taxable income as a result of the transfer. In general, this rule does not apply to transfers between spouses or former spouses. Similar rules apply if you transfer ownership for full consideration. Please consult your tax advisor for further details.

1035 Exchanges: Section 1035 of the Code permits nontaxable exchanges of certain insurance policies, endowment contracts, annuity contracts and qualified long-term care insurance contracts, while providing for continued tax deferral of earnings. In addition, Section 1035 permits the carryover of the investment in the contract from the old policy or contract to the new policy or contract. In a 1035 exchange one policy or contract is exchanged for another policy or contract. The following are nontaxable exchanges: (1) the exchange of a life insurance policy for another life insurance policy or for an endowment, annuity or qualified long-term care insurance contract, (2) the exchange of an endowment contract for an annuity contract, or for an endowment contract under which payments will begin no later than payments would have begun under the contract exchanged, (3) the exchange of an annuity contract for another annuity contract or for a qualified long-term insurance contract, and (4) the exchange of a qualified long-term care insurance contract for a qualified long-term care insurance contract. Additionally, other tax rules may apply. However, if the insurance policy has an outstanding loan, there may be tax consequences. Depending on the issue date of your original policy or contract, there may be tax or other benefits that are given up to gain the benefits of the new policy or contract. Consider whether the features and benefits of the new policy or contract outweigh any tax or other benefits of the old contract.

RIVERSOURCE FLEXCHOICE VARIABLE ANNUITY — PROSPECTUS 47

For a partial exchange of an annuity contract for another annuity contract, the 1035 exchange is generally tax-free. The investment in the original contract and the earnings on the contract will be allocated proportionately between the original and new contracts. However, per IRS Revenue Procedure 2011-38, if withdrawals are taken from either contract within the 180-day period following an exchange, the IRS will apply general tax principles to determine the appropriate tax treatment of the exchange and subsequent withdrawal. As a result, there may be unexpected tax consequences. You should consult your tax advisor before taking any withdrawal from either contract during the 180-day period following a partial exchange. Different IRS limitations on withdrawals apply to partial exchanges completed prior to October 24, 2011.

Assignment: If you assign or pledge your contract as collateral for a loan, earnings on purchase payments you made after Aug. 13, 1982 will be taxed as a deemed distribution and you may have to pay a 10% IRS penalty.

QUALIFIED ANNUITIES
Adverse tax consequences may result if you do not ensure that contributions, distributions and other transactions under the contract comply with the law. Qualified annuities have minimum distribution rules that govern the timing and amount of distributions. You should refer to your retirement plan’s Summary Plan Description, your IRA disclosure statement, or consult a tax advisor for additional information about the distribution rules applicable to your situation.

When you use your contract to fund a retirement plan or IRA that is already tax-deferred under the Code, the contract will not provide any necessary or additional tax deferral. If your contract is used to fund an employer sponsored plan, your right to benefits may be subject to the terms and conditions of the plan regardless of the terms of the contract.

Annuity payouts: Under a qualified annuity, except a Roth IRA, Roth 401(k) or Roth 403(b), the entire payout generally is includable as ordinary income and is subject to tax unless: (1) the contract is an IRA to which you made non-deductible contributions; or (2) you rolled after-tax dollars from a retirement plan into your IRA; or (3) the contract is used to fund a retirement plan and you or your employer have contributed after-tax dollars.

Annuity payouts from Roth IRAs: In general, the entire payout from a Roth IRA can be free from income and penalty taxes if you have attained age 59 1/2 and meet the five year holding period.

Withdrawals: Under a qualified annuity, except a Roth IRA, Roth 401(k) or Roth 403(b), the entire withdrawal will generally be includable as ordinary income and is subject to tax unless: (1) the contract is an IRA to which you made non-deductible contributions; or (2) you rolled after-tax dollars from a retirement plan into your IRA; or (3) the contract is used to fund a retirement plan and you or your employer have contributed after-tax dollars.

Withdrawals from Roth IRAs: In general, the entire payout from a Roth IRA can be free from income and penalty taxes if you have attained age 59 1/2 and meet the five year holding period.

Required Minimum Distributions: Retirement plans (except for Roth IRAs) are subject to required withdrawals called required minimum distributions (“RMDs”) beginning at age 70 1/2. RMDs are based on the fair market value of your contract at year-end divided by the life expectancy factor. Certain death benefits and optional riders may be considered in determining the fair market value of your contract for RMD purposes. This may cause your RMD to be higher. Inherited IRAs (including inherited Roth IRAs) are subject to special required minimum distribution rules. You should consult your tax advisor prior to making a purchase for an explanation of the potential tax implications to you.

Withholding for IRAs, Roth IRAs, SEPs and SIMPLE IRAs: If you receive taxable income as a result of an annuity payout or a withdrawal, including withdrawals under any optional withdrawal benefit rider, we may deduct withholding against the payment. Any withholding represents a prepayment of your tax due for the year. You take credit for these amounts on your annual income tax return. As long as you have provided us with a valid Social Security Number or Taxpayer Identification Number, you can elect not to have any withholding occur.

If the payment is part of an annuity payout plan, we generally compute the amount of federal income tax withholding using payroll tables. You may provide us with a statement of how many exemptions to use in calculating the withholding. If the distribution is any other type of payment (such as a partial or full withdrawal) we compute federal income tax withholding using 10% of the taxable portion.

The federal income tax withholding requirements differ if we deliver payment outside the United States or you are a non-resident alien.

Some states also may impose income tax withholding requirements similar to the federal withholding described above. If this should be the case, we may deduct state income tax withholding from the payment.

Withholding for all other qualified annuities: If you receive directly all or part of the contract value from a qualified annuity, mandatory 20% federal income tax withholding (and possibly state income tax withholding) generally will be imposed at the time the payout is made from the plan. Any withholding represents a prepayment of your tax due for the year. You take credit for these amounts on your annual income tax return. This mandatory withholding will not be imposed if

 48  RIVERSOURCE FLEXCHOICE VARIABLE ANNUITY — PROSPECTUS

instead of receiving the distribution check, you elect to have the distribution rolled over directly to an IRA or another eligible plan. Payments made to a surviving spouse instead of being directly rolled over to an IRA are also subject to mandatory 20% income tax withholding.

In the below situations, the distribution is subject to an optional 10% withholding instead of the mandatory 20% withholding. We will withhold 10% of the distribution amount unless you elect otherwise.

•	the payout is one in a series of substantially equal periodic payouts, made at least annually, over your life or life expectancy (or the joint lives or life expectancies of you and your designated beneficiary) or over a specified period of 10 years or more;

•	the payout is a RMD as defined under the Code;

•	the payout is made on account of an eligible hardship; or

•	the payout is a corrective distribution.

State withholding also may be imposed on taxable distributions.

Penalties: If you receive amounts from your qualified contract before reaching age 59 1/2, you may have to pay a 10% IRS penalty on the amount includable in your ordinary income. However, this penalty generally will not apply to any amount received:

•	because of your death;

•	because you become disabled (as defined in the Code);

•	if the distribution is part of a series of substantially equal periodic payments made at least annually, over your life or life expectancy (or joint lives or life expectancies of you and your beneficiary);

•	if the distribution is made following severance from employment during the calendar year in which you attain age 55 (TSAs and annuities funding 401(a) plans only);

•	to pay certain medical or education expenses (IRAs only); or

•	if the distribution is made from an inherited IRA.

Death benefits to beneficiaries: The entire death benefit generally is taxable as ordinary income to the beneficiary in the year he/she receives the payments from the qualified annuity. If you made non-deductible contributions to a traditional IRA, the portion of any distribution from the contract that represents after-tax contributions is not taxable as ordinary income to your beneficiary. You are responsible for keeping all records tracking your non-deductible contributions to an IRA. Death benefits under a Roth IRA generally are not taxable as ordinary income to the beneficiary if certain distribution requirements are met. (See also “Benefits in Case of Death — If you Die Before the Retirement Date”).

Change of retirement plan type: IRS regulations allow for rollovers of certain retirement plan distributions. In some circumstances, you may be able to have an intra-contract rollover, keeping the same features and conditions. If the annuity contract you have does not support an intra-contract rollover, you are able to request an IRS approved rollover to another annuity contract or other investment product that you choose. If you choose another annuity contract or investment product, you will be subject to new rules, including a new withdrawal charge schedule for an annuity contract, or other product rules as applicable.

Assignment: You may not assign or pledge your qualified contract as collateral for a loan.

OTHER
Special considerations if you select any optional rider: As of the date of this prospectus, we believe that charges related to these riders are not subject to current taxation. Therefore, we will not report these charges as partial withdrawals from your contract. However, the IRS may determine that these charges should be treated as partial withdrawals subject to taxation to the extent of any gain as well as the 10% tax penalty for withdrawals before the age of 59 1/2, if applicable.

We reserve the right to report charges for these riders as partial withdrawals if we, as a withholding and reporting agent, believe that we are required to report them. In addition, we will report any benefits attributable to these riders on the death of you or the annuitant as an annuity death benefit distribution, not as proceeds from life insurance.

Important: Our discussion of federal tax laws is based upon our understanding of current interpretations of these laws. Federal tax laws or current interpretations of them may change. For this reason and because tax consequences are complex and highly individual and cannot always be anticipated, you should consult a tax advisor if you have any questions about taxation of your contract.

RiverSource Life’s tax status: We are taxed as a life insurance company under the Code. For federal income tax purposes, the subaccounts are considered a part of our company, although their operations are treated separately in accounting and financial statements. Investment income is reinvested in the fund in which each subaccount invests and becomes part of that

RIVERSOURCE FLEXCHOICE VARIABLE ANNUITY — PROSPECTUS 49

subaccount’s value. This investment income, including realized capital gains, is not subject to any withholding for federal or state income taxes. We reserve the right to make such a charge in the future if there is a change in the tax treatment of variable annuities or in our tax status as we then understand it.

Tax qualification: We intend that the contract qualify as an annuity for federal income tax purposes. To that end, the provisions of the contract are to be interpreted to ensure or maintain such tax qualification, in spite of any other provisions of the contract. We reserve the right to amend the contract to reflect any clarifications that may be needed or are appropriate to maintain such qualification or to conform the contract to any applicable changes in the tax qualification requirements. We will send you a copy of any amendments.

Voting Rights

As a contract owner with investments in the subaccounts, you may vote on important fund policies until annuity payouts begin. Once they begin, the person receiving them has voting rights. We will vote fund shares according to the instructions of the person with voting rights.

Before annuity payouts begin, the number of votes you have is determined by applying your percentage interest in each subaccount to the total number of votes allowed to the subaccount.

After annuity payouts begin, the number of votes you have is equal to:

•	the reserve held in each subaccount for your contract; divided by

•	the net asset value of one share of the applicable fund.

As we make annuity payouts, the reserve for the contract decreases; therefore, the number of votes also will decrease.

We calculate votes separately for each subaccount. We will send notice of shareholders’ meetings, proxy materials and a statement of the number of votes to which the voter is entitled. We will vote shares for which we have not received instructions in the same proportion as the votes for which we received instructions. We also will vote the shares for which we have voting rights in the same proportion as the votes for which we received instructions.

Substitution of Investments

We may substitute the funds in which the subaccounts invest if:

•	laws or regulations change;

•	the existing funds become unavailable; or

•	in our judgment, the funds no longer are suitable (or are not the most suitable) for the subaccounts.

If any of these situations occur, and if we believe it is in the best interest of persons having voting rights under the contract, we have the right to substitute a fund currently listed in this prospectus (existing fund) for another fund (new fund). The new fund may have higher fees and/or operating expenses than the existing fund. Also, the new fund may have investment objectives and policies and/or investment advisers which differ from the existing fund.

We may also:

•	add new subaccounts;

•	combine any two or more subaccounts;

•	transfer assets to and from the subaccounts or the variable account; and

•	eliminate or close any subaccounts.

We will notify you of any substitution or change. If we notify you that a subaccount will be eliminated or closed, you will have a certain period of time to tell us where to reallocate purchase payments or contract value currently allocated to that subaccount. If we do not receive your reallocation instructions by the due date, we automatically will reallocate to the subaccount investing in the Columbia Variable Portfolio — Cash Management Fund (Class 3). You may then transfer this reallocated amount in accordance with the transfer provisions of your contract (see “Transferring Between Accounts” above).

In the event of substitution or any of these changes, we may amend the contract and take whatever action is necessary and appropriate without your consent or approval. However, we will not make any substitution or change without the necessary approval of the SEC and state insurance departments.

 50  RIVERSOURCE FLEXCHOICE VARIABLE ANNUITY — PROSPECTUS

About the Service Providers

PRINCIPAL UNDERWRITER
RiverSource Distributors, Inc. (“RiverSource Distributors”), our affiliate, serves as the principal underwriter of the contract. Its offices are located at 70100 Ameriprise Financial Center, Minneapolis, MN 55474. RiverSource Distributors is a wholly-owned subsidiary of Ameriprise Financial, Inc.

Although we no longer offer the contract for sale, you may continue to make purchase payments if permitted under the terms of your contract. We pay commissions to an affiliated selling firm of up to 4.25% each time a purchase payment is made for contract Option L and 1.00% for contract Option C as well as service/trail commissions of up to 1.00% based on annual total contract value for as long as the contract remains in effect. We also may pay an additional sales commission of up to 1.00% (for both contract options) of purchase payments for a period of time we select. These commissions do not change depending on which subaccounts you choose to allocate your purchase payments.

From time to time and in accordance with applicable laws and regulations, we may also pay or provide the selling firm with various cash and non-cash promotional incentives including, but not limited to bonuses, short-term sales incentive payments, marketing allowances, costs associated with sales conferences and educational seminars and sales recognition awards.

A portion of the payments made to the selling firm may be passed on to its sales representatives in accordance with its internal compensation programs. Those programs may also include other types of cash and non-cash compensation and other benefits.

Ask your sales representative for further information about what your sales representative and the selling firm for which he or she works may receive in connection with your contract.

We pay the commissions and other compensation described above from our assets. Our assets include:

•	revenues we receive from fees and expenses that you will pay when buying, owning and making a withdrawal from the contract (see “Expense Summary”);

•	compensation we or an affiliate receive from the underlying funds in the form of distribution and services fees (see “The Variable Account and the Funds — The funds”);

•	compensation we or an affiliate receive from a fund’s investment adviser, subadviser, distributor or an affiliate of any of these (see “The Variable Account and the Funds — The funds”); and

•	revenues we receive from other contracts and policies we sell that are not securities and other businesses we conduct.

You do not directly pay the commissions and other compensation described above as the result of a specific charge or deduction under the contract. However, you may pay part of all of the commissions and other compensation described above indirectly through:

•	fees and expenses we collect from contract owners, including withdrawal charges; and

•	fees and expenses charged by the underlying funds in which the subaccounts you select invest, to the extent we or one of our affiliates receive revenue from the funds or an affiliated person.

ISSUER
RiverSource Life issues the contracts. We are located at 70100 Ameriprise Financial Center, Minneapolis, MN 55474 and are a wholly-owned subsidiary of Ameriprise Financial, Inc.

We conduct a conventional life insurance business. We are licensed to do business in 49 states, the District of Columbia and American Samoa. Our primary products currently include fixed and variable annuity contracts and life insurance policies.

LEGAL PROCEEDINGS
Life insurance companies have been the subject of increasing regulatory, legislative and judicial scrutiny. Numerous state and federal regulatory agencies have commenced examinations and other inquiries of insurance companies regarding sales and marketing practices (including sales to older consumers and disclosure practices), claims handling, and unclaimed property and escheatment practices and procedures. With regard to an industry-wide investigation of unclaimed property and escheatment practices and procedures, RiverSource Life is responding to regulatory audits, market conduct examinations and other inquiries (including inquiries from the State of Minnesota). RiverSource Life has cooperated with and will continue to cooperate with the applicable regulators regarding their inquiries.

RiverSource Life is involved in the normal course of business in a number of other legal and arbitration proceedings concerning matters arising in connection with the conduct of its business activities. RiverSource Life believes that it is not a party to, nor are any of its properties the subject of, any pending legal, arbitration or regulatory proceedings that would have a material adverse effect on its consolidated financial condition, results of operations or liquidity. However, it is possible that the

RIVERSOURCE FLEXCHOICE VARIABLE ANNUITY — PROSPECTUS 51

outcome of any such proceedings could have a material adverse impact on results of operations in any particular reporting period as the proceedings are resolved.

Additional Information

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
RiverSource Life is incorporating by reference in this prospectus information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information that we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC automatically will update and supersede this information. The Annual Report on Form 10-K of RiverSource Life Insurance Company for the year ended December 31, 2012, File No. 33-28976, that we previously filed with the SEC under the Securities Exchange Act of 1934 (1934 Act) is incorporated by reference into this prospectus, as well as all of our subsequent annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC under the 1934 Act. To access this document, see “SEC Filings” under “Investors Relations” on our website at www.ameriprise.com.

RiverSource Life will furnish you without charge a copy of any or all of the documents incorporated by reference into this prospectus, including any exhibits to such documents which have been specifically incorporated by reference. We will do so upon receipt of your written or oral request. You can contact RiverSource Life at the telephone number and address listed on the first page of this prospectus.

AVAILABLE INFORMATION
This prospectus is part of a registration statement we file with the SEC. Additional information on RiverSource Life and on this offering is available in the registration statement. You can obtain copies of these materials at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. In addition to this prospectus, the SAI and information about the contract, information incorporated by reference is available on the EDGAR Database on the SEC’s Internet site at (http://www.sec.gov).

INDEMNIFICATION
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (Securities Act) may be permitted to directors and officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

 52  RIVERSOURCE FLEXCHOICE VARIABLE ANNUITY — PROSPECTUS

Appendix: Condensed Financial Information (Unaudited)

The following tables give per-unit information about the financial history of the subaccounts representing the lowest and highest total annual variable account expense combinations. The date in which operations commenced in each subaccount is noted in parentheses. The SAI contains tables that give per-unit information about the financial history of each existing subaccount. We have not provided this information for subaccounts (if any) that were not available under your contract as of Dec. 31, 2012. You may obtain a copy of the SAI without charge by contacting us at the telephone number or address listed on the first page of the prospectus.

Variable account charges of 1.40% of the daily net assets of the variable account.
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

Columbia Variable Portfolio – Balanced Fund (Class 3) (02/21/1995)
Accumulation unit value at beginning of period	$2.13	$2.11	$1.90	$1.55	$2.24	$2.24	$1.98	$1.93	$1.79	$1.51
Accumulation unit value at end of period	$2.40	$2.13	$2.11	$1.90	$1.55	$2.24	$2.24	$1.98	$1.93	$1.79
Number of accumulation units outstanding at end of period (000 omitted)	692	777	880	1,036	1,249	1,756	2,335	3,221	4,136	5,043

Columbia Variable Portfolio – Cash Management Fund (Class 3) (02/21/1995)
Accumulation unit value at beginning of period	$1.30	$1.31	$1.33	$1.35	$1.34	$1.29	$1.26	$1.24	$1.25	$1.26
Accumulation unit value at end of period	$1.28	$1.30	$1.31	$1.33	$1.35	$1.34	$1.29	$1.26	$1.24	$1.25
Number of accumulation units outstanding at end of period (000 omitted)	2,860	3,784	4,615	4,417	4,753	3,976	3,923	6,630	7,059	5,254

Columbia Variable Portfolio – Diversified Bond Fund (Class 3) (02/21/1995)
Accumulation unit value at beginning of period	$2.04	$1.94	$1.82	$1.61	$1.75	$1.68	$1.63	$1.62	$1.58	$1.53
Accumulation unit value at end of period	$2.17	$2.04	$1.94	$1.82	$1.61	$1.75	$1.68	$1.63	$1.62	$1.58
Number of accumulation units outstanding at end of period (000 omitted)	2,043	2,171	2,609	9,757	10,453	12,248	8,733	8,279	9,515	7,119

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3) (03/03/2000)
Accumulation unit value at beginning of period	$1.58	$1.69	$1.46	$1.16	$1.98	$1.86	$1.58	$1.41	$1.21	$0.87
Accumulation unit value at end of period	$1.78	$1.58	$1.69	$1.46	$1.16	$1.98	$1.86	$1.58	$1.41	$1.21
Number of accumulation units outstanding at end of period (000 omitted)	1,539	1,827	2,123	9,137	8,505	6,387	5,210	2,698	1,026	605

Columbia Variable Portfolio – High Yield Bond Fund (Class 3) (08/26/1999)
Accumulation unit value at beginning of period	$1.71	$1.64	$1.46	$0.96	$1.30	$1.30	$1.19	$1.16	$1.05	$0.85
Accumulation unit value at end of period	$1.95	$1.71	$1.64	$1.46	$0.96	$1.30	$1.30	$1.19	$1.16	$1.05
Number of accumulation units outstanding at end of period (000 omitted)	971	1,146	1,400	1,627	2,018	3,017	4,475	3,380	3,074	2,699

Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3) (02/21/1995)
Accumulation unit value at beginning of period	$1.58	$1.53	$1.32	$1.08	$1.89	$1.86	$1.64	$1.56	$1.50	$1.18
Accumulation unit value at end of period	$1.78	$1.58	$1.53	$1.32	$1.08	$1.89	$1.86	$1.64	$1.56	$1.50
Number of accumulation units outstanding at end of period (000 omitted)	2,086	2,533	3,074	3,447	3,843	4,871	5,898	4,590	4,708	4,663

Columbia Variable Portfolio – Select Smaller-Cap Value Fund (Class 3) (03/03/2000)
Accumulation unit value at beginning of period	$1.17	$1.29	$1.03	$0.75	$1.24	$1.31	$1.19	$1.15	$0.99	$0.68
Accumulation unit value at end of period	$1.36	$1.17	$1.29	$1.03	$0.75	$1.24	$1.31	$1.19	$1.15	$0.99
Number of accumulation units outstanding at end of period (000 omitted)	67	75	105	168	175	215	290	323	274	197

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 3) (03/03/2000)
Accumulation unit value at beginning of period	$1.25	$1.25	$1.23	$1.18	$1.23	$1.18	$1.15	$1.15	$1.16	$1.16
Accumulation unit value at end of period	$1.25	$1.25	$1.25	$1.23	$1.18	$1.23	$1.18	$1.15	$1.15	$1.16
Number of accumulation units outstanding at end of period (000 omitted)	688	803	893	2,339	2,088	2,176	2,281	2,359	2,330	1,256

Fidelity® VIP Balanced Portfolio Service Class 2 (03/01/2002)
Accumulation unit value at beginning of period	$1.31	$1.38	$1.19	$0.87	$1.34	$1.25	$1.14	$1.10	$1.06	$0.91
Accumulation unit value at end of period	$1.48	$1.31	$1.38	$1.19	$0.87	$1.34	$1.25	$1.14	$1.10	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	26	25	24	40	105	178	81	56	46	13

Fidelity® VIP Growth & Income Portfolio Service Class 2 (03/01/2002)
Accumulation unit value at beginning of period	$1.12	$1.12	$0.99	$0.79	$1.38	$1.25	$1.12	$1.06	$1.02	$0.85
Accumulation unit value at end of period	$1.30	$1.12	$1.12	$0.99	$0.79	$1.38	$1.25	$1.12	$1.06	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	9	9	46	67	67	155	294	312	299	1

Fidelity® VIP Growth Portfolio Service Class 2 (03/01/2002)
Accumulation unit value at beginning of period	$1.04	$1.06	$0.87	$0.69	$1.32	$1.06	$1.01	$0.97	$0.95	$0.73
Accumulation unit value at end of period	$1.18	$1.04	$1.06	$0.87	$0.69	$1.32	$1.06	$1.01	$0.97	$0.95
Number of accumulation units outstanding at end of period (000 omitted)	144	158	187	260	292	726	815	744	882	256

Fidelity® VIP Mid Cap Portfolio Service Class 2 (05/01/2001)
Accumulation unit value at beginning of period	$2.12	$2.41	$1.90	$1.38	$2.32	$2.04	$1.84	$1.58	$1.29	$0.94
Accumulation unit value at end of period	$2.40	$2.12	$2.41	$1.90	$1.38	$2.32	$2.04	$1.84	$1.58	$1.29
Number of accumulation units outstanding at end of period (000 omitted)	629	812	1,103	2,608	3,630	3,308	3,045	2,336	1,901	1,151

RIVERSOURCE FLEXCHOICE VARIABLE ANNUITY — PROSPECTUS 53

Variable account charges of 1.40% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

FTVIPT Franklin Small Cap Value Securities Fund – Class 2 (03/01/2002)
Accumulation unit value at beginning of period	$1.68	$1.77	$1.40	$1.10	$1.66	$1.73	$1.50	$1.40	$1.14	$0.88
Accumulation unit value at end of period	$1.96	$1.68	$1.77	$1.40	$1.10	$1.66	$1.73	$1.50	$1.40	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	113	131	165	253	474	771	847	873	749	442

FTVIPT Franklin Small-Mid Cap Growth Securities Fund – Class 2 (03/03/2000)
Accumulation unit value at beginning of period	$0.61	$0.65	$0.52	$0.36	$0.64	$0.59	$0.55	$0.53	$0.48	$0.36
Accumulation unit value at end of period	$0.67	$0.61	$0.65	$0.52	$0.36	$0.64	$0.59	$0.55	$0.53	$0.48
Number of accumulation units outstanding at end of period (000 omitted)	477	750	957	898	1,034	1,786	2,054	2,089	2,279	1,928

FTVIPT Mutual Shares Securities Fund – Class 2 (09/22/1999)
Accumulation unit value at beginning of period	$1.57	$1.61	$1.47	$1.18	$1.91	$1.87	$1.60	$1.47	$1.32	$1.07
Accumulation unit value at end of period	$1.77	$1.57	$1.61	$1.47	$1.18	$1.91	$1.87	$1.60	$1.47	$1.32
Number of accumulation units outstanding at end of period (000 omitted)	2,135	2,449	3,186	4,141	5,501	9,245	10,913	11,340	11,643	4,692

FTVIPT Templeton Foreign Securities Fund – Class 2 (03/01/2002)
Accumulation unit value at beginning of period	$1.42	$1.61	$1.50	$1.11	$1.89	$1.66	$1.39	$1.28	$1.09	$0.84
Accumulation unit value at end of period	$1.65	$1.42	$1.61	$1.50	$1.11	$1.89	$1.66	$1.39	$1.28	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	330	396	517	595	936	1,425	1,562	1,549	1,200	1,018

Invesco V.I. American Franchise Fund, Series II Shares (04/27/2012)
Accumulation unit value at beginning of period	$1.00	—	—	—	—	—	—	—	—	—
Accumulation unit value at end of period	$0.96	—	—	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	88	—	—	—	—	—	—	—	—	—

Invesco V.I. Core Equity Fund, Series II Shares (04/28/2006)
Accumulation unit value at beginning of period	$1.05	$1.07	$1.00	$0.79	$1.15	$1.08	$1.00	—	—	—
Accumulation unit value at end of period	$1.18	$1.05	$1.07	$1.00	$0.79	$1.15	$1.08	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	5	5	5	5	10	39	6	—	—	—

MFS® Investors Trust Series – Service Class (03/01/2002)
Accumulation unit value at beginning of period	$1.15	$1.20	$1.10	$0.88	$1.33	$1.23	$1.11	$1.05	$0.96	$0.80
Accumulation unit value at end of period	$1.35	$1.15	$1.20	$1.10	$0.88	$1.33	$1.23	$1.11	$1.05	$0.96
Number of accumulation units outstanding at end of period (000 omitted)	111	111	112	112	167	176	200	184	189	5

MFS® New Discovery Series – Service Class (03/01/2002)
Accumulation unit value at beginning of period	$1.33	$1.51	$1.13	$0.70	$1.18	$1.17	$1.05	$1.01	$0.97	$0.73
Accumulation unit value at end of period	$1.59	$1.33	$1.51	$1.13	$0.70	$1.18	$1.17	$1.05	$1.01	$0.97
Number of accumulation units outstanding at end of period (000 omitted)	27	36	72	75	113	149	175	203	227	180

MFS® Total Return Series – Service Class (03/01/2002)
Accumulation unit value at beginning of period	$1.28	$1.27	$1.18	$1.02	$1.33	$1.29	$1.17	$1.16	$1.06	$0.93
Accumulation unit value at end of period	$1.40	$1.28	$1.27	$1.18	$1.02	$1.33	$1.29	$1.17	$1.16	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	700	881	1,125	1,365	2,120	3,307	3,207	3,304	3,221	1,510

MFS® Utilities Series – Service Class (03/01/2002)
Accumulation unit value at beginning of period	$2.57	$2.45	$2.19	$1.67	$2.72	$2.16	$1.67	$1.46	$1.14	$0.85
Accumulation unit value at end of period	$2.87	$2.57	$2.45	$2.19	$1.67	$2.72	$2.16	$1.67	$1.46	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	42	74	96	100	106	163	161	159	55	38

Putnam VT Growth and Income Fund – Class IB Shares (10/05/1998)
Accumulation unit value at beginning of period	$1.15	$1.22	$1.09	$0.85	$1.40	$1.51	$1.32	$1.28	$1.16	$0.93
Accumulation unit value at end of period	$1.35	$1.15	$1.22	$1.09	$0.85	$1.40	$1.51	$1.32	$1.28	$1.16
Number of accumulation units outstanding at end of period (000 omitted)	708	812	1,063	1,414	1,861	2,565	3,460	4,185	4,645	5,239

Putnam VT Income Fund – Class IB Shares (03/01/2002)
Accumulation unit value at beginning of period	$1.46	$1.41	$1.30	$0.90	$1.20	$1.16	$1.12	$1.11	$1.08	$1.05
Accumulation unit value at end of period	$1.60	$1.46	$1.41	$1.30	$0.90	$1.20	$1.16	$1.12	$1.11	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	17	126	77	45	45	82

Putnam VT International Equity Fund – Class IB Shares (09/22/1999)
Accumulation unit value at beginning of period	$0.99	$1.20	$1.11	$0.90	$1.63	$1.53	$1.21	$1.10	$0.96	$0.76
Accumulation unit value at end of period	$1.19	$0.99	$1.20	$1.11	$0.90	$1.63	$1.53	$1.21	$1.10	$0.96
Number of accumulation units outstanding at end of period (000 omitted)	714	947	1,199	1,363	1,487	1,885	2,110	2,185	2,258	2,177

Putnam VT Multi-Cap Growth Fund – Class IB Shares (09/24/2010)
Accumulation unit value at beginning of period	$1.06	$1.13	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.22	$1.06	$1.13	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	210	256	347	—	—	—	—	—	—	—

 54  RIVERSOURCE FLEXCHOICE VARIABLE ANNUITY — PROSPECTUS

Variable account charges of 1.80% of the daily net assets of the variable account.
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

Columbia Variable Portfolio – Balanced Fund (Class 3) (03/01/2002)
Accumulation unit value at beginning of period	$1.10	$1.10	$0.99	$0.81	$1.18	$1.18	$1.05	$1.03	$0.96	$0.82
Accumulation unit value at end of period	$1.24	$1.10	$1.10	$0.99	$0.81	$1.18	$1.18	$1.05	$1.03	$0.96
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—

Columbia Variable Portfolio – Cash Management Fund (Class 3) (03/01/2002)
Accumulation unit value at beginning of period	$0.98	$0.99	$1.01	$1.03	$1.03	$1.00	$0.97	$0.96	$0.97	$0.99
Accumulation unit value at end of period	$0.96	$0.98	$0.99	$1.01	$1.03	$1.03	$1.00	$0.97	$0.96	$0.97
Number of accumulation units outstanding at end of period (000 omitted)	410	653	834	1,528	1,406	472	174	48	24	21

Columbia Variable Portfolio – Diversified Bond Fund (Class 3) (03/01/2002)
Accumulation unit value at beginning of period	$1.27	$1.21	$1.14	$1.01	$1.10	$1.07	$1.04	$1.04	$1.01	$1.01
Accumulation unit value at end of period	$1.34	$1.27	$1.21	$1.14	$1.01	$1.10	$1.07	$1.04	$1.04	$1.01
Number of accumulation units outstanding at end of period (000 omitted)	167	149	178	2,034	1,850	1,965	638	—	—	—

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3) (03/01/2002)
Accumulation unit value at beginning of period	$1.39	$1.49	$1.29	$1.03	$1.77	$1.67	$1.42	$1.27	$1.10	$0.80
Accumulation unit value at end of period	$1.55	$1.39	$1.49	$1.29	$1.03	$1.77	$1.67	$1.42	$1.27	$1.10
Number of accumulation units outstanding at end of period (000 omitted)	545	634	679	1,821	1,767	1,539	1,423	623	—	—

Columbia Variable Portfolio – High Yield Bond Fund (Class 3) (03/01/2002)
Accumulation unit value at beginning of period	$1.70	$1.64	$1.47	$0.97	$1.32	$1.32	$1.21	$1.19	$1.08	$0.92
Accumulation unit value at end of period	$1.93	$1.70	$1.64	$1.47	$0.97	$1.32	$1.32	$1.21	$1.19	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	855	1,573	1,532	530	531	665	974	531	170	—

Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3) (03/03/2003)
Accumulation unit value at beginning of period	$1.34	$1.29	$1.12	$0.92	$1.62	$1.60	$1.42	$1.36	$1.31	$1.00
Accumulation unit value at end of period	$1.50	$1.34	$1.29	$1.12	$0.92	$1.62	$1.60	$1.42	$1.36	$1.31
Number of accumulation units outstanding at end of period (000 omitted)	445	540	619	709	709	647	681	810	502	—

Columbia Variable Portfolio – Select Smaller-Cap Value Fund (Class 3) (03/01/2002)
Accumulation unit value at beginning of period	$1.40	$1.56	$1.25	$0.91	$1.51	$1.61	$1.47	$1.42	$1.22	$0.84
Accumulation unit value at end of period	$1.62	$1.40	$1.56	$1.25	$0.91	$1.51	$1.61	$1.47	$1.42	$1.22
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 3) (03/01/2002)
Accumulation unit value at beginning of period	$1.05	$1.06	$1.05	$1.01	$1.05	$1.02	$1.00	$1.00	$1.01	$1.02
Accumulation unit value at end of period	$1.05	$1.05	$1.06	$1.05	$1.01	$1.05	$1.02	$1.00	$1.00	$1.01
Number of accumulation units outstanding at end of period (000 omitted)	1,195	135	188	580	530	419	519	197	31	39

Fidelity® VIP Balanced Portfolio Service Class 2 (03/01/2002)
Accumulation unit value at beginning of period	$1.22	$1.30	$1.12	$0.82	$1.28	$1.19	$1.09	$1.05	$1.02	$0.91
Accumulation unit value at end of period	$1.38	$1.22	$1.30	$1.12	$0.82	$1.28	$1.19	$1.09	$1.05	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—

Fidelity® VIP Growth & Income Portfolio Service Class 2 (03/01/2002)
Accumulation unit value at beginning of period	$1.08	$1.08	$0.96	$0.77	$1.35	$1.23	$1.11	$1.05	$1.01	$0.85
Accumulation unit value at end of period	$1.25	$1.08	$1.08	$0.96	$0.77	$1.35	$1.23	$1.11	$1.05	$1.01
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—

Fidelity® VIP Growth Portfolio Service Class 2 (03/01/2002)
Accumulation unit value at beginning of period	$1.00	$1.02	$0.84	$0.67	$1.29	$1.03	$0.99	$0.95	$0.94	$0.72
Accumulation unit value at end of period	$1.12	$1.00	$1.02	$0.84	$0.67	$1.29	$1.03	$0.99	$0.95	$0.94
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—

Fidelity® VIP Mid Cap Portfolio Service Class 2 (03/01/2002)
Accumulation unit value at beginning of period	$1.93	$2.21	$1.75	$1.27	$2.15	$1.90	$1.72	$1.48	$1.21	$0.89
Accumulation unit value at end of period	$2.17	$1.93	$2.21	$1.75	$1.27	$2.15	$1.90	$1.72	$1.48	$1.21
Number of accumulation units outstanding at end of period (000 omitted)	137	159	168	420	542	458	374	196	54	19

FTVIPT Franklin Small Cap Value Securities Fund – Class 2 (03/01/2002)
Accumulation unit value at beginning of period	$1.61	$1.71	$1.36	$1.07	$1.62	$1.69	$1.47	$1.38	$1.14	$0.88
Accumulation unit value at end of period	$1.88	$1.61	$1.71	$1.36	$1.07	$1.62	$1.69	$1.47	$1.38	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	15	15	16	16	15	15	22	22	23	20

FTVIPT Franklin Small-Mid Cap Growth Securities Fund – Class 2 (03/01/2002)
Accumulation unit value at beginning of period	$1.24	$1.33	$1.06	$0.75	$1.33	$1.22	$1.14	$1.11	$1.01	$0.75
Accumulation unit value at end of period	$1.35	$1.24	$1.33	$1.06	$0.75	$1.33	$1.22	$1.14	$1.11	$1.01
Number of accumulation units outstanding at end of period (000 omitted)	7	8	8	8	8	8	—	—	—	—

FTVIPT Mutual Shares Securities Fund – Class 2 (03/01/2002)
Accumulation unit value at beginning of period	$1.23	$1.27	$1.16	$0.94	$1.52	$1.50	$1.29	$1.19	$1.07	$0.87
Accumulation unit value at end of period	$1.39	$1.23	$1.27	$1.16	$0.94	$1.52	$1.50	$1.29	$1.19	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	9	8	31	31	47	94	154	—	138	153

RIVERSOURCE FLEXCHOICE VARIABLE ANNUITY — PROSPECTUS 55

Variable account charges of 1.80% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

FTVIPT Templeton Foreign Securities Fund – Class 2 (03/01/2002)
Accumulation unit value at beginning of period	$1.34	$1.52	$1.43	$1.06	$1.82	$1.60	$1.34	$1.24	$1.07	$0.83
Accumulation unit value at end of period	$1.55	$1.34	$1.52	$1.43	$1.06	$1.82	$1.60	$1.34	$1.24	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—

Invesco V.I. American Franchise Fund, Series II Shares (04/27/2012)
Accumulation unit value at beginning of period	$1.00	—	—	—	—	—	—	—	—	—
Accumulation unit value at end of period	$0.96	—	—	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	2	—	—	—	—	—	—	—	—	—

Invesco V.I. Core Equity Fund, Series II Shares (04/28/2006)
Accumulation unit value at beginning of period	$1.03	$1.05	$0.98	$0.78	$1.14	$1.08	$1.00	—	—	—
Accumulation unit value at end of period	$1.15	$1.03	$1.05	$0.98	$0.78	$1.14	$1.08	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—

MFS® Investors Trust Series – Service Class (03/01/2002)
Accumulation unit value at beginning of period	$1.11	$1.16	$1.06	$0.85	$1.30	$1.21	$1.09	$1.04	$0.95	$0.80
Accumulation unit value at end of period	$1.29	$1.11	$1.16	$1.06	$0.85	$1.30	$1.21	$1.09	$1.04	$0.95
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—

MFS® New Discovery Series – Service Class (03/01/2002)
Accumulation unit value at beginning of period	$1.28	$1.46	$1.09	$0.68	$1.15	$1.14	$1.03	$1.00	$0.96	$0.73
Accumulation unit value at end of period	$1.52	$1.28	$1.46	$1.09	$0.68	$1.15	$1.14	$1.03	$1.00	$0.96
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—

MFS® Total Return Series – Service Class (03/01/2002)
Accumulation unit value at beginning of period	$1.21	$1.21	$1.12	$0.97	$1.27	$1.25	$1.14	$1.13	$1.04	$0.92
Accumulation unit value at end of period	$1.31	$1.21	$1.21	$1.12	$0.97	$1.27	$1.25	$1.14	$1.13	$1.04
Number of accumulation units outstanding at end of period (000 omitted)	39	67	65	46	43	49	33	45	—	—

MFS® Utilities Series – Service Class (03/01/2002)
Accumulation unit value at beginning of period	$2.41	$2.31	$2.07	$1.59	$2.60	$2.07	$1.61	$1.41	$1.10	$0.85
Accumulation unit value at end of period	$2.68	$2.41	$2.31	$2.07	$1.59	$2.60	$2.07	$1.61	$1.41	$1.10
Number of accumulation units outstanding at end of period (000 omitted)	6	13	13	3	3	3	—	—	—	—

Putnam VT Growth and Income Fund – Class IB Shares (03/01/2002)
Accumulation unit value at beginning of period	$0.95	$1.02	$0.91	$0.71	$1.18	$1.28	$1.12	$1.09	$1.00	$0.81
Accumulation unit value at end of period	$1.12	$0.95	$1.02	$0.91	$0.71	$1.18	$1.28	$1.12	$1.09	$1.00
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—

Putnam VT Income Fund – Class IB Shares (03/01/2002)
Accumulation unit value at beginning of period	$1.34	$1.30	$1.20	$0.84	$1.12	$1.08	$1.06	$1.05	$1.02	$1.05
Accumulation unit value at end of period	$1.46	$1.34	$1.30	$1.20	$0.84	$1.12	$1.08	$1.06	$1.05	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—

Putnam VT International Equity Fund – Class IB Shares (03/01/2002)
Accumulation unit value at beginning of period	$1.05	$1.29	$1.19	$0.98	$1.77	$1.67	$1.33	$1.20	$1.06	$0.84
Accumulation unit value at end of period	$1.26	$1.05	$1.29	$1.19	$0.98	$1.77	$1.67	$1.33	$1.20	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	12	12	12	12	12	12	12	14	14	—

Putnam VT Multi-Cap Growth Fund – Class IB Shares (09/24/2010)
Accumulation unit value at beginning of period	$1.05	$1.13	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.21	$1.05	$1.13	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—

 56  RIVERSOURCE FLEXCHOICE VARIABLE ANNUITY — PROSPECTUS

Table of Contents of the Statement of Additional Information

Calculating Annuity Payouts	p. 3

Rating Agencies	p. 4

Revenues Received During Calendar Year 2012	p. 4

Principal Underwriter	p. 5

Independent Registered Public Accounting Firms	p. 5

Condensed Financial Information (Unaudited)	p. 6

Financial Statements

RIVERSOURCE FLEXCHOICE VARIABLE ANNUITY — PROSPECTUS 57

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This page is not part of the prospectus.

RiverSource Life Insurance Company
829 Ameriprise Financial Center
Minneapolis, MN 55474
1-800-333-3437

RiverSource Distributors, Inc. (Distributor), Member FINRA.
Insurance and annuity products are issued by RiverSource Life Insurance Company.

©2008-2013 RiverSource Life Insurance Company. All rights reserved.
45271 R (4/13)

Prospectus

April 29, 2013

Evergreen

Privilegesm Variable Annuity

CONTRACT OPTION L: INDIVIDUAL FLEXIBLE PREMIUM DEFERRED COMBINATION FIXED/
VARIABLE ANNUITY

CONTRACT OPTION C: INDIVIDUAL FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY

Issued by:	RiverSource Life Insurance Company (RiverSource Life)

829 Ameriprise Financial Center
Minneapolis, MN 55474
Telephone: 1-800-333-3437
(Corporate Office)
RiverSource Variable Annuity Account/RiverSource MVA Account

New contracts are not currently being offered.

This prospectus contains information that you should know before investing in Evergreen Privilege Variable Annuity Contract Option L and Contract Option C. The information in this prospectus applies to both contracts unless stated otherwise.

Prospectuses are also available for:

Columbia Funds Variable Series Trust II
Fidelity® Variable Insurance Products – Service Class 2
Franklin® Templeton® Variable Insurance Products
  Trust (FTVIPT) – Class 2
Invesco Variable Insurance Funds
Oppenheimer Variable Account Funds – Service Shares
Putnam Variable Trust – Class IB Shares
Wells Fargo Variable Trust Funds

Please read the prospectuses carefully and keep them for future reference.

The Securities and Exchange Commission (SEC) has not approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

An investment in this contract is not a deposit of a bank or financial institution and is not insured or guaranteed by the Federal Deposit Insurance Corporation (FDIC) or any other government agency. An investment in this contract involves investment risk including the possible loss of principal.

A Statement of Additional Information (SAI), dated the same date as this prospectus, is incorporated by reference into this prospectus. It is filed with the SEC and is available without charge by contacting RiverSource Life at the telephone number and address listed above. The table of contents of the SAI is on the last page of this prospectus. The SEC maintains an Internet site. This prospectus, the SAI and other information about the product are available on the EDGAR Database on the SEC’s Internet site at (http://www.sec.gov).

Variable annuities are insurance products that are complex investment vehicles. Before you invest, be sure to ask your investment professional about the variable annuity’s features, benefits, risks and fees, and whether the variable annuity is appropriate for you, based upon your financial situation and objectives.

The contract and/or certain optional benefits described in this prospectus may not be available in all jurisdictions. This prospectus constitutes an offering or solicitation only in those jurisdictions where such offering or solicitation may lawfully be made. State variations are covered in a special contract form used in that state. This prospectus provides a general description of the contract. Your actual contract and any riders or endorsements are the controlling documents.

RiverSource Life has not authorized any person to give any information or to make any representations regarding the contract other than those contained in this prospectus or the fund prospectuses. Do not rely on any such information or representations.

RiverSource Life offers several different annuities which your investment professional may or may not be authorized to offer to you. Each annuity has different features and benefits that may be appropriate for you based on your financial situation and needs, your age and how you intend to use the annuity. The different features and benefits may include the investment and fund manager options, variations in interest rate amount and guarantees, credits, withdrawal charge schedules and access to annuity account values. The fees and charges may also be different between each annuity.

EVERGREEN PRIVILEGE VARIABLE ANNUITY — PROSPECTUS 1

 2  EVERGREEN PRIVILEGE VARIABLE ANNUITY — PROSPECTUS

Key Terms

These terms can help you understand details about your contract.

Accumulation unit: A measure of the value of each subaccount before annuity payouts begin.

Annuitant: The person or persons on whose life or life expectancy the annuity payouts are based.

Annuity payouts: An amount paid at regular intervals under one of several plans.

Assumed investment rate: The rate of return we assume your investments will earn when we calculate your initial annuity payout amount using the annuity table in your contract. The standard assumed investment rate we use is 5% but you may request we substitute an assumed investment rate of 3.5%.

Beneficiary: The person you designate to receive benefits in case of the owner’s or annuitant’s death while the contract is in force.

Close of business: The time the New York Stock Exchange (NYSE) closes (4 p.m. Eastern time unless the NYSE closes earlier).

Code: The Internal Revenue Code of 1986, as amended.

Contract: A deferred annuity contract that permits you to accumulate money for retirement by making one or more purchase payments. It provides for lifetime or other forms of payouts beginning at a specified time in the future.

Contract value: The total value of your contract before we deduct any applicable charges.

Contract year: A period of 12 months, starting on the effective date of your contract and on each anniversary of the effective date.

Funds: Investment options under your contract. You may allocate your purchase payments into subaccounts investing in shares of the funds.

Good order: We cannot process your transaction request relating to the contract until we have received the request in good order at our corporate office. “Good order” means the actual receipt of the requested transaction in writing, along with all information, forms and supporting legal documentation necessary to effect the transaction. To be in “good order,” your instructions must be sufficiently clear so that we do not need to exercise any discretion to follow such instructions. This information and documentation generally includes your completed request; the contract number; the transaction amount (in dollars); the names of and allocations to and/or from the subaccounts and the fixed account affected by the requested transaction; the signatures of all contract owners, exactly as registered on the contract, if necessary; Social Security Number or Taxpayer Identification Number; and any other information, forms or supporting documentation that we may require. With respect to purchase requests, “good order” also generally includes receipt of sufficient payment by us to effect the purchase. We may, in our sole discretion, determine whether any particular transaction request is in good order, and we reserve the right to change or waive any good order requirements at any time.

Guarantee Period: The number of successive 12-month periods that a guaranteed interest rate is credited.

Guarantee Period Accounts (GPAs): A nonunitized separate account to which you may allocate purchase payments or transfer contract value of at least $1,000. These accounts have guaranteed interest rates for guarantee periods we declare when you allocate purchase payments or transfer contract value to a GPA. These guaranteed rates and periods of time may vary by state. Unless an exception applies, transfers or withdrawals from a GPA done more than 30 days before the end of the guarantee period will receive a market value adjustment, which may result in a gain or loss of principal.

Market Value Adjustment (MVA): A positive or negative adjustment assessed if any portion of a Guarantee Period Account is withdrawn or transferred more than 30 days before the end of its guarantee period.

One-year fixed account: An account to which you may make allocations. Amounts you allocate to this account earn interest at rates that we declare periodically.

Owner (you, your): The person or persons identified in the contract as owner(s) of the contract, who has or have the right to control the contract (to decide on investment allocations, transfers, payout options, etc.). Usually, but not always, the owner is also the annuitant. During the owner’s life, the owner is responsible for taxes, regardless of whether he or she receives the contract’s benefits. When the contract is owned by a revocable trust, the annuitant selected should be the grantor of the trust to assure compliance with Section 72(s) of the Code.

Qualified annuity: A contract that you purchase to fund one of the following tax-deferred retirement plans that is subject to applicable federal law and any rules of the plan itself:

•	Individual Retirement Annuities (IRAs) including inherited IRAs under Section 408(b) of the Code

EVERGREEN PRIVILEGE VARIABLE ANNUITY — PROSPECTUS 3

•	Roth IRAs including inherited Roth IRAs under Section 408A of the Code

•	Simplified Employee Pension (SEP) plans under Section 408(k) of the Code

•	Tax-Sheltered Annuity (TSA) rollovers under Section 403(b) of the Code

A qualified annuity will not provide any necessary or additional tax deferral if it is used to fund a retirement plan that is already tax deferred.

All other contracts are considered nonqualified annuities.

Retirement date: The date when annuity payouts are scheduled to begin.

Rider effective date: The date a rider becomes effective as stated in the rider.

RiverSource Life: In this prospectus, “we,” “us,” “our” and “RiverSource Life” refer to RiverSource Life Insurance Company.

Valuation date: Any normal business day, Monday through Friday, on which the NYSE is open, up to the close of business. At the close of business, the next valuation date begins. We calculate the accumulation unit value of each subaccount on each valuation date. If we receive your purchase payment or any transaction request (such as a transfer or withdrawal request) in good order at our corporate office before the close of business, we will process your payment or transaction using the accumulation unit value we calculate on the valuation date we received your payment or transaction request. On the other hand, if we receive your purchase payment or transaction request in good order at our corporate office at or after the close of business, we will process your payment or transaction using the accumulation unit value we calculate on the next valuation date. If you make a transaction request by telephone (including by fax), you must have completed your transaction by the close of business in order for us to process it using the accumulation unit value we calculate on that valuation date. If you were not able to complete your transaction before the close of business for any reason, including telephone service interruptions or delays due to high call volume, we will process your transaction using the accumulation unit value we calculate on the next valuation date.

Variable account: Consists of separate subaccounts to which you may allocate purchase payments; each invests in shares of one fund. The value of your investment in each subaccount changes with the performance of the particular fund.

Withdrawal value: The amount you are entitled to receive if you make a full withdrawal from your contract. It is the contract value minus any applicable charges.

 4  EVERGREEN PRIVILEGE VARIABLE ANNUITY — PROSPECTUS

The Contract in Brief

This prospectus describes two contracts. Contract Option L offers a four year withdrawal charge schedule and investment options in the GPAs, one-year fixed account and/or the subaccounts. Contract Option C eliminates the withdrawal charge schedule in exchange for a higher mortality and expense risk fee and allows investment in the subaccounts only. Your investment professional can help you determine which contract is best suited to your needs based on factors such as your investment goals and how long you intend to invest.

Purpose: The purpose of these contracts is to allow you to accumulate money for retirement. You do this by making one or more purchase payments. For contract Option L, you may allocate your purchase payments to the GPAs, one-year fixed account and/or subaccounts. For contract Option C, you may allocate purchase payments to the subaccounts(1). These accounts, in turn, may earn returns that increase the value of a contract. If the contract value goes to zero due to underlying fund’s performance or deduction of fees, the contract will no longer be in force and the contract (including any death benefit riders) will terminate. Beginning at a specified time in the future called the retirement date, these contracts provide lifetime or other forms of payouts of your contract value (less any applicable premium tax).

It may have not been advantageous for you to purchase this contract in exchange for, or in addition to, an existing annuity or life insurance policy. Generally, you can exchange one annuity for another or for a long-term care policy in a “tax-free” exchange under Section 1035 of the Code. You can also do a partial exchange from one annuity contract to another annuity contract, subject to Internal Revenue Service (“IRS”) rules. You also generally can exchange a life insurance policy for an annuity. However, before making an exchange, you should compare both contracts carefully because the features and benefits may be different. Fees and charges may be higher or lower on your old contract than on this contract. You may have to pay a withdrawal charge when you exchange out of your old contract and a new withdrawal charge period will begin when you exchange into this contract. If the exchange does not qualify for Section 1035 treatment, you also may have to pay federal income tax on the distribution. State income taxes may also apply. You should not exchange your old contract for this contract, or buy this contract in addition to your old contract, unless you determine it is in your best interest. (See “Taxes-1035 Exchanges”.)

Tax-deferred retirement plans: Most annuities have a tax-deferred feature. So do many retirement plans under the Code. As a result, when you use a qualified annuity to fund a retirement plan that is tax-deferred, your contract will not provide any necessary or additional tax deferral for that retirement plan. A qualified annuity has features other than tax deferral that may help you reach your retirement goals. In addition, the Code subjects retirement plans to required withdrawals triggered at a certain age. These mandatory withdrawals are called required minimum distributions (“RMDs”). RMDs may reduce the value of certain death benefits and optional riders (see “Taxes — Qualified Annuities — Required Minimum Distributions”). You should consult your tax advisor before you purchase the contract as a qualified annuity for an explanation of the tax implications to you.

Accounts: Generally, you may allocate purchase payments to the GPAs, one-year fixed account and/or the subaccounts, depending on the contract option you select.

If you select contract Option L, you may allocate your purchase payments among any or all of:

•	the subaccounts, each of which invests in a fund with a particular investment objective. The value of each subaccount varies with the performance of the particular fund in which it invests. We cannot guarantee that the value at the retirement date will equal or exceed the total purchase payments you allocate to the subaccounts. (see “The Variable Account and the Funds”)

•	GPAs which earn interest at rates declared when you make an allocation to that account. The required minimum investment in each GPA is $1,000. These accounts may not be available in all states. (See “The Guarantee Period Accounts (GPAs)”)

•	one-year fixed account, which earns interest at rates that we adjust periodically. There are restrictions on the amount you can allocate to this account as well as on transfers from this account. (See “The One-Year Fixed Account”)

If you select contract Option C, you may allocate purchase payments to the subaccounts only.(1)

(1)	For applications dated May 1, 2003 or after, investment in the GPAs and one-year fixed account for contract Option C is not allowed in most states. For applications dated prior to May 1, 2003, investment in the GPAs and one-year fixed account is not restricted in most states. Please check with your investment professional to determine which applies in your state.

Buying Your Contract: We no longer offer new contracts. However, you have the option of making additional purchase payments to your contract. Purchase payment amounts and purchase payment timing may vary by state and be limited under the terms of your contract. (See “Buying Your Contract”)

Transfers: Subject to certain restrictions, you currently may redistribute your contract value among the accounts without charge at any time until annuity payouts begin, and once per contract year among the subaccounts after annuity payouts begin. Transfers out of the GPAs done more than 30 days before the end of the guarantee period will be subject to a MVA, unless an

EVERGREEN PRIVILEGE VARIABLE ANNUITY — PROSPECTUS 5

exception applies. You may establish automated transfers among the accounts. We reserve the right to limit transfers to the GPAs and the one-year fixed account if the interest rate we are then currently crediting is equal to the minimum interest rate stated in the contract. (See “Making the Most of Your Contract — Transferring Among Accounts”).

Withdrawals: You may withdraw all or part of your contract value at any time before the retirement date. You also may establish automated partial withdrawals. Withdrawals may be subject to charges and tax penalties (including a 10% IRS penalty that may apply if you make withdrawals prior to your reaching age 59 1/2) and may have other tax consequences. Certain other restrictions may apply. (See “Withdrawals”)

Benefits in case of death: If you or the annuitant die before annuity payouts begin, we will pay the beneficiary an amount based on the death benefit selected. (See “Benefits in Case of Death”).

Optional benefits: You can buy additional benefits with your contract. We offer optional death benefits. Optional benefits vary by state and may have eligibility requirements. (See “Optional Benefits”).

Annuity payouts: You can apply your contract value, after reflecting any adjustments, to an annuity payout plan that begins on the retirement date. You may choose from a variety of plans to make sure that payouts continue as long as you like. The payout schedule must meet IRS requirements. We can make payouts on a fixed or variable basis, or both. During the annuity payout period, your choices for subaccounts may be limited. The GPAs are not available during the payout period. (See “The Annuity Payout Period”).

Taxes: Generally, income earned on your contract value grows tax-deferred until you make withdrawals or begin to receive payouts. (Under certain circumstances, IRS penalty taxes may apply.) The tax treatment of qualified and non-qualified annuities differs. Even if you direct payouts to someone else, you will be taxed on the income if you are the owner. (See “Taxes”).

 6  EVERGREEN PRIVILEGE VARIABLE ANNUITY — PROSPECTUS

Expense Summary

The following tables describe the fees and expenses that you will pay when buying, owning and making a withdrawal from the contract. The first table describes the fees and expenses that you paid at the time that you bought the contract and will pay when you make a withdrawal from the contract. State premium taxes also may be deducted.

CONTRACT OWNER TRANSACTION EXPENSES

Withdrawal charge

(Contingent deferred sales charge as a percentage of the amount withdrawn)

You select either contract Option L or Option C at the time of application. Option C contracts have no withdrawal charge schedule but they carry higher mortality and expense risk fees than Option L contracts.

Contract year for	Withdrawal charge
Contract Option L	percentage

1-2	8%

3	7

4	6

5 and later	0

Withdrawal charge under Annuity Payout Plan E — Payouts for a specified period: If you are receiving variable annuity payments under this annuity payout plan, you can choose to take a withdrawal. The amount that you can withdraw is the present value of any remaining variable payouts. The discount rate we use in the calculation will be 5.17% for the assumed investment return of 3.5% and 6.67% for the assumed investment return of 5.0%. The withdrawal charge equals the present value of the remaining payouts using the assumed investment return minus the present value of the remaining payouts using the discount rate. (See “Charges — Withdrawal Charge” and “The Annuity Payout Period — Annuity Payout Plans.”)

The next two tables describe the fees and expenses that you will pay periodically during the time that you own the contract, not including fund fees and expenses.

ANNUAL VARIABLE ACCOUNT EXPENSES
(As a percentage of average daily subaccount value.)

You can choose either contract Option L or Option C and the death benefit guarantee provided. The combination you choose determines the fees you pay. The table below shows the combinations available to you and their cost.

	Variable account	Total mortality and	Total variable
If you select contract Option L and:	administrative charge	expense risk fee	account expenses

Return of Purchase Payment (ROP) death benefit	0.15%	1.25%	1.40%

Maximum Anniversary Value (MAV) death benefit	0.15	1.35	1.50

Enhanced Death Benefit (EDB)	0.15	1.55	1.70

If you select contract Option C and:

ROP death benefit	0.15	1.35	1.50

MAV death benefit	0.15	1.45	1.60

EDB	0.15	1.65	1.80

OTHER ANNUAL EXPENSES

Annual contract administrative charge	$40

(We will waive this charge when your contract value is $100,000 or more on the current contract anniversary.)

Benefit Protector Death Benefit Rider (Benefit Protector) fee	0.25%	*

(As a percentage of the contract value charged annually on the contract anniversary.)

Benefit Protector Plus Death Benefit Rider (Benefit Protector Plus) fee	0.40%	*

(As a percentage of the contract value charged annually on the contract anniversary.)

Guaranteed Minimum Income Benefit Rider (GMIB) fee	0.70%	**

(As a percentage of the GMIB benefit base charged annually on the contract anniversary.)

*	This fee applies only if you elect this optional feature.
**	For applications signed prior to May 1, 2003, the following current annual rider charges apply: GMIB — 0.30%.

EVERGREEN PRIVILEGE VARIABLE ANNUITY — PROSPECTUS 7

ANNUAL OPERATING EXPENSES OF THE FUNDS
The next two tables describe the operating expenses of the funds that you may pay periodically during the time that you own the contract. These operating expenses are for the fiscal year ended Dec. 31, 2012, unless otherwise noted. The first table shows the minimum and maximum total operating expenses charged by the funds. The second table shows the total operating expenses charged by each fund. More detail concerning each fund’s fees and expenses is contained in the prospectus for each fund.

Minimum and maximum annual operating expenses for the funds

(Including management fee, distribution and/or service (12b-1) fees and other expenses)(1)

	Minimum	Maximum

Total expenses before fee waivers and/or expense reimbursements	0.60%	1.35%

(1)	Each fund deducts management fees and other expenses from fund assets. Fund assets include amounts you allocate to a particular fund. Funds may also charge 12b-1 fees that are used to finance any activity that is primarily intended to result in the sale of fund shares. Because 12b-1 fees are paid out of fund assets on an ongoing basis, you may pay more if you select subaccounts investing in funds that have adopted 12b-1 plans than if you select subaccounts investing in funds that have not adopted 12b-1 plans. The fund or the fund’s affiliates may pay us or our affiliates for promoting and supporting the offer, sale and servicing of fund shares. In addition, the fund’s distributor and/or investment adviser, transfer agent or their affiliates may pay us or our affiliates for various services we or our affiliates provide. The amount of these payments will vary by fund and may be significant. See “The Variable Account and the Funds” for additional information, including potential conflicts of interest these payments may create. For a more complete description of each fund’s fees and expenses and important disclosure regarding payments the fund and/or its affiliates make, please review the fund’s prospectus and SAI.

Total annual operating expenses for each fund*

(Before fee waivers and/or expense reimbursements, if applicable, as a percentage of average daily net assets)

				Acquired fund	Gross total
	Management	12b-1	Other	fees and	annual
Fund name**	fees	fees	expenses	expenses***	expenses

Columbia Variable Portfolio – Cash Management Fund (Class 3)	0.33%	0.13%	0.14%	—%	0.60	%(1)

Columbia Variable Portfolio – Diversified Bond Fund (Class 3)	0.41	0.13	0.13	—	0.67

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3)**	0.57	0.13	0.12	—	0.82

Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3)**	0.66	0.13	0.14	0.01	0.94

Fidelity® VIP Mid Cap Portfolio Service Class 2	0.56	0.25	0.09	—	0.90

FTVIPT Mutual Shares Securities Fund – Class 2	0.60	0.25	0.11	—	0.96

Invesco V.I. Value Opportunities Fund, Series II Shares**	0.70	0.25	0.32	—	1.27

Oppenheimer Main Street Small Cap Fund®/VA, Service Shares**	0.69	0.25	0.14	—	1.08	(2)

Putnam VT International Equity Fund – Class IB Shares	0.71	0.25	0.18	—	1.14

Variable Portfolio – Partners Small Cap Value Fund (Class 3)	0.91	0.13	0.15	0.01	1.20	(1)

Wells Fargo Advantage VT International Equity Fund – Class 2	0.75	0.25	0.23	0.01	1.24	(3)

Wells Fargo Advantage VT Omega Growth Fund – Class 2	0.55	0.25	0.25	—	1.05	(3)

Wells Fargo Advantage VT Opportunity Fund – Class 2	0.65	0.25	0.20	0.01	1.11	(3)

Wells Fargo Advantage VT Small Cap Growth Fund – Class 2	0.75	0.25	0.19	0.01	1.20

Wells Fargo Advantage VT Small Cap Value Fund – Class 2	0.75	0.25	0.34	0.01	1.35	(3)

Wells Fargo Advantage VT Total Return Bond Fund – Class 2	0.40	0.25	0.29	0.01	0.95	(3)

*	The Funds provided the information on their expenses and we have not independently verified the information.

**	The previous fund names can be found in “The Variable Account and the Funds” section of the prospectus.

***	Includes fees and expenses incurred indirectly by the Fund as a result of its investment in other investment companies (also referred to as acquired funds).

(1)	Columbia Management Investment Advisers, LLC and certain of its affiliates have contractually agreed to waive and/or to reimburse expenses (excluding certain fees and expenses, such as transaction costs and certain other investment related expenses, interest, taxes, acquired fund fees and expenses, and extraordinary expenses) until April 30, 2014, unless sooner terminated at the sole discretion of the Fund’s Board of Trustees. Under this agreement, the Fund’s net operating expenses, subject to applicable exclusions, will not exceed the annual rate of 0.575% for Columbia Variable Portfolio – Cash Management Fund (Class 3) and 1.005% for Variable Portfolio – Partners Small Cap Value Fund (Class 3).

(2)	The Manager has voluntarily agreed to limit the Fund’s expenses after payments, waivers and/or reimbursements and reduction to custodian expenses, excluding expenses incurred directly or indirectly by the Fund as a result of investments in other investment companies, wholly-owned subsidiaries and pooled investment vehicles; so that those expenses, as percentages of daily net assets, will not exceed the annual rate of 1.05%.

(3)	The Adviser has committed through April 30, 2014 to waive fees and/or reimburse expenses to the extent necessary to cap the Fund’s total annual fund operating expenses after fee waiver at 0.94% for Wells Fargo Advantage VT International Equity Fund – Class 2, 1.00% for Wells Fargo Advantage VT Omega Growth Fund – Class 2, 1.00% for Wells Fargo Advantage VT Opportunity Fund – Class 2, 1.14% for Wells Fargo Advantage VT Small Cap Value Fund – Class 2 and 0.90% for Wells Fargo Advantage VT Total Return Bond Fund – Class 2. Brokerage commissions, stamp duty fees, interest, taxes, acquired fund fees and expenses and extraordinary expenses are excluded from the cap. After this time, the cap may be increased or the commitment to maintain the cap may be terminated only with the approval of the Board of Trustees.

 8  EVERGREEN PRIVILEGE VARIABLE ANNUITY — PROSPECTUS

Examples
These examples are intended to help you compare the cost of investing in these contracts with the cost of investing in other variable annuity contracts. These costs include your transaction expenses, contract administrative charges(1), variable account annual expenses and fund fees and expenses.

These examples assume that you invest $10,000 in the contract for the time periods indicated. These examples also assume that your investment has a 5% return each year.

Maximum Expenses. These examples assume the most expensive combination of contract features and benefits and the maximum fees and expenses of any of the funds before fee waivers and/or expense reimbursements. They assume that you select the EDB and the GMIB. Although your actual costs may be lower, based on these assumptions your costs would be:

					If you do not withdraw your contract
	If you withdraw your contract				or if you select an annuity payout plan
	at the end of the applicable time period:				at the end of the applicable time period:
	1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years

Contract Option L with EDB	$1,232	$2,011	$2,192	$4,544	$426	$1,296	$2,192	$4,544

Contract Option C with EDB	436	1,326	2,240	4,634	436	1,326	2,240	4,634

Minimum Expenses. These examples assume the least expensive combination of contract features and benefits and the minimum fees and expenses of any of the funds before fee waivers and/or expense reimbursements. They assume that you select the ROP Death Benefit and do not select any optional benefits. Although your actual costs may be higher, based on these assumptions your costs would be:

					If you do not withdraw your contract
	If you withdraw your contract				or if you select an annuity payout plan
	at the end of the applicable time period:				at the end of the applicable time period:
	1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years

Contract Option L with ROP death benefit	$1,065	$1,506	$1,279	$2,705	$245	$751	$1,279	$2,705

Contract Option C with ROP death benefit	255	782	1,330	2,809	255	782	1,330	2,809

(1)	In these examples, the contract administrative charge is $40.

THE EXAMPLES ARE ILLUSTRATIVE ONLY. YOU SHOULD NOT CONSIDER THESE EXAMPLES AS A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES WILL BE HIGHER OR LOWER THAN THOSE SHOWN DEPENDING UPON WHICH OPTIONAL BENEFIT YOU ELECT OTHER THAN INDICATED IN THE EXAMPLES OR IF YOU ALLOCATE CONTRACT VALUE TO ANY OTHER AVAILABLE SUBACCOUNTS.

EVERGREEN PRIVILEGE VARIABLE ANNUITY — PROSPECTUS 9

Condensed Financial Information

You can find unaudited condensed financial information for the subaccounts representing the lowest and highest total annual variable account expense combinations in the Appendix.

Financial Statements

You can find our audited financial statements and the audited financial statements of the divisions, which are comprised of subaccounts, in the SAI. The SAI does not include audited financial statements for divisions that are new (if any) and have no activity as of the financial statements date.

The Variable Account and the Funds

Variable Account. The variable account was established under Indiana law on July 15, 1987, and the subaccounts are registered together as a single unit investment trust under the Investment Company Act of 1940 (the 1940 Act). This registration does not involve any supervision of our management or investment practices and policies by the SEC. All obligations arising under the contracts are general obligations of RiverSource Life.

The variable account meets the definition of a separate account under federal securities laws. We credit or charge income, capital gains and capital losses of each subaccount only to that subaccount. State insurance law prohibits us from charging a subaccount with liabilities of any other subaccount or of our general business. The variable account includes other subaccounts that are available under contracts that are not described in this prospectus.

Although the IRS has issued some guidance on investor control, the U.S. Treasury and the IRS may continue to examine this aspect of variable contracts and provide additional guidance on investor control. At this time, we do not know what the additional guidance will be or when action will be taken. We reserve the right to modify the contract, as necessary, so that the owner will not be subject to current taxation as the owner of the subaccount assets.

We intend to comply with all federal tax laws so that the contract continues to qualify as an annuity for federal income tax purposes. We reserve the right to modify the contract as necessary to comply with any new tax laws.

The Funds. This contract currently offers subaccounts investing in shares of the funds listed in the table below.

•	Investment objectives: The investment managers and advisers cannot guarantee that the funds will meet their investment objectives. Please read the funds’ prospectuses for facts you should know before investing. These prospectuses are available by contacting us at the address or telephone number on the first page of this prospectus.

•	Fund name and management: A fund underlying your contract in which a subaccount invests may have a name, portfolio manager, objectives, strategies and characteristics that are the same or substantially similar to those of a publicly-traded retail mutual fund. Despite these similarities, an underlying fund is not the same as any publicly-traded retail mutual fund. Each underlying fund will have its own unique portfolio holdings, fees, operating expenses and operating results. The results of each underlying fund may differ significantly from any publicly-traded retail mutual fund.

•	Eligible purchasers: All funds are available to serve as the underlying investments for variable annuities and variable life insurance policies. The funds are not available to the public (see “Fund Name and Management” above). Some funds also are available to serve as investment options for tax-deferred retirement plans. It is possible that in the future for tax, regulatory or other reasons, it may be disadvantageous for variable annuity accounts and variable life insurance accounts and/or tax-deferred retirement plans to invest in the available funds simultaneously. Although we and the funds’ providers do not currently foresee any such disadvantages, the boards of directors or trustees of each fund will monitor events in order to identify any material conflicts between annuity owners, policy owners and tax-deferred retirement plans and to determine what action, if any, should be taken in response to a conflict. If a board were to conclude that it should establish separate fund providers for the variable annuity, variable life insurance and tax-deferred retirement plan accounts, you would not bear any expenses associated with establishing separate funds. Please refer to the funds’ prospectuses for risk disclosure regarding simultaneous investments by variable annuity, variable life insurance and tax-deferred retirement plan accounts. Each fund intends to comply with the diversification requirements under Section 817(h) of the Code.

•	Private label: This contract is a “private label” variable annuity. This means the contract includes funds affiliated with the distributor of this contract. Purchase payments and contract values you allocate to subaccounts investing in any of the Wells Fargo Variable Trust Funds available under this contract are generally more profitable for the distributor and its affiliates than allocations you make to other subaccounts. In contrast, purchase payments and contract values you allocate to subaccounts investing in any of the affiliated funds are generally more profitable for us and our affiliates (see “Revenue we receive from the funds may create conflicts of interest”). These relationships may influence recommendations your

 10  EVERGREEN PRIVILEGE VARIABLE ANNUITY — PROSPECTUS

investment professional makes regarding whether you should invest in the contract, and whether you should allocate purchase payments or contract values to a particular subaccount.

•	Asset allocation programs may impact fund performance: Asset allocation programs in general may negatively impact the performance of an underlying fund. Even if you do not participate in an asset allocation program, a fund in which your subaccount invests may be impacted if it is included in an asset allocation program. Rebalancing or reallocation under the terms of the asset allocation program may cause a fund to lose money if it must sell large amounts of securities to meet a redemption request. These losses can be greater if the fund holds securities that are not as liquid as others, for example, various types of bonds, shares of smaller companies and securities of foreign issuers. A fund may also experience higher expenses because it must sell or buy securities more frequently than it otherwise might in the absence of asset allocation program rebalancing or reallocations. Because asset allocation programs include periodic rebalancing and may also include reallocation, these effects may occur under any asset allocation program we offer or under asset allocation programs used in conjunction with the contracts and plans of other eligible purchasers of the funds.

•	Funds available under the contract: We seek to provide a broad array of underlying funds taking into account the fees and charges imposed by each fund and the contract charges we impose. We select the underlying funds in which the subaccounts initially invest and when there is substitution (see “Substitution of Investments”). We also make all decisions regarding which funds to retain in a contract, which funds to add to a contract and which funds will no longer be offered in a contract. In making these decisions, we may consider various objective and subjective factors. Objective factors include, but are not limited to fund performance, fund expenses, classes of fund shares available, size of the fund and investment objectives and investing style of the fund. Subjective factors include, but are not limited to, investment sub-styles and process, management skill and history at other funds and portfolio concentration and sector weightings. We also consider the levels and types of revenue including, but not limited to, expense payments and non-cash compensation a fund, its distributor, investment adviser, subadviser, transfer agent or their affiliates pay us and our affiliates. This revenue includes, but is not limited to compensation for administrative services provided with respect to the fund and support of marketing and distribution expenses incurred with respect to the fund.

•	Revenue we receive from the funds may create potential conflicts of interest: We or our affiliates receive from each of the funds, or the funds’ affiliates, varying levels and types of revenue, including but not limited to expense payments and non-cash compensation. The amount of this revenue and how it is computed varies by fund, may be significant and may create potential conflicts of interest. The greatest amount and percentage of revenue we and our affiliates receive comes from assets allocated to subaccounts investing in the funds that are managed by our affiliates Columbia Management Investment Advisers, LLC (Columbia Management Investment Advisers) or Columbia Wanger Asset Management, LLC (Columbia Wanger Asset Management) (affiliated funds). Employee compensation and operating goals at all levels are tied to the success of Ameriprise Financial, Inc. and its affiliates, including us. Certain employees may receive higher compensation and other benefits based, in part, on contract values that are invested in the affiliated funds. We or our affiliates receive revenue which ranges up to 0.69% of the average daily net assets invested in the underlying funds through this and other contracts we and our affiliate issue. We or our affiliates may also receive revenue which ranges up to 0.04% of aggregate, net or anticipated sales of underlying funds through this and other contracts we and our affiliate issue. Please see the SAI for a table that ranks the underlying funds according to total dollar amounts they and their affiliates paid us or our affiliates in the prior calendar year.

Expense payments, non-cash compensation and other forms of revenue may influence recommendations your investment professional makes regarding whether you should invest in the contract and whether you should allocate purchase payments or contract value to a subaccount that invests in a particular fund (see “About the Service Providers”).

The revenue we or our affiliates receive from a fund or its affiliates is in addition to revenue we receive from the charges you pay when buying, owning and making a withdrawal from the contract (see “Expense Summary”). However, the revenue we or our affiliates receive from a fund or its affiliates may come, at least in part, from the fund’s fees and expenses you pay indirectly when you allocate contract value to the subaccount that invests in that fund.

•	Why revenues are paid to us: In accordance with applicable laws, regulations and the terms of the agreements under which such revenue is paid, we or our affiliates may receive these revenues including, but not limited to expense payments and non-cash compensation for various purposes:

•	Compensating, training and educating investment professionals who sell the contracts.

•	Granting access to our employees whose job it is to promote sales of the contracts by authorized selling firms and their investment professionals, and granting access to investment professionals of our affiliated selling firms.

•	Activities or services we or our affiliates provide that assist in the promotion and distribution of the contracts including promoting the funds available under the contracts to prospective and existing contract owners, authorized selling firms and investment professionals.

EVERGREEN PRIVILEGE VARIABLE ANNUITY — PROSPECTUS 11

•	Providing sub-transfer agency and shareholder servicing to contract owners.

•	Promoting, including and/or retaining the fund’s investment portfolios as underlying investment options in the contracts.

•	Advertising, printing and mailing sales literature, and printing and distributing prospectuses and reports.

•	Furnishing personal services to contract owners, including education of contract owners, answering routine inquiries regarding a fund, maintaining accounts or providing such other services eligible for service fees as defined under the rules of the Financial Industry Regulatory Authority (FINRA).

•	Subaccounting, transaction processing, recordkeeping and administration.

•	Sources of revenue received from affiliated funds: The affiliated funds are managed by Columbia Management Investment Advisers or Columbia Wanger Asset Management. The sources of revenue we receive from these affiliated funds, or from affiliates of these funds, may include, but are not necessarily limited to, the following:

•	Assets of the fund’s adviser and transfer agent or an affiliate. The revenue resulting from these sources may be based either on a percentage of average daily net assets of the fund or on the actual cost of certain services we provide with respect to the fund. We may receive this revenue either in the form of a cash payment or it may be allocated to us.

•	Compensation paid out of 12b-1 fees that are deducted from fund assets and disclosed in the “12b-1 fees” column of the “Annual Operating Expenses of the Funds” table.

•	Sources of revenue received from unaffiliated funds: The unaffiliated funds are not managed by an affiliate of ours. The sources of revenue we receive from these unaffiliated funds, or the funds’ affiliates, may include, but are not necessarily limited to, the following:

•	Assets of the fund’s adviser, subadviser, transfer agent or an affiliate of these and assets of the fund’s distributor or an affiliate. The revenue resulting from these sources usually is based on a percentage of average daily net assets of the fund but there may be other types of payment arrangements.

•	Compensation paid out of 12b-1 fees that are deducted from fund assets and disclosed in the “12b-1 fees” column of the “Annual Operating Expenses of the Funds” table.

 12  EVERGREEN PRIVILEGE VARIABLE ANNUITY — PROSPECTUS

You may allocate purchase payments and transfers to any or all of the subaccounts of the variable account that invest in shares of the following funds:

Investing In	Investment Objective and Policies	Investment Adviser
Columbia Variable Portfolio – Cash Management Fund (Class 3)	Seeks maximum current income consistent with liquidity and stability of principal.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Diversified Bond Fund (Class 3)	Seeks high level of current income while attempting to conserve the value of the investment for the longest period of time.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3) (previously Columbia Variable Portfolio – Diversified Equity Income Fund (Class 3))	Seeks high level of current income and, as a secondary goal, steady growth of capital.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3) (previously Columbia Variable Portfolio – Dynamic Equity Fund (Class 3))	Seeks capital appreciation.	Columbia Management Investment Advisers, LLC

Fidelity® VIP Mid Cap Portfolio Service Class 2	Seeks long-term growth of capital. Normally invests primarily in common stocks. Normally invests at least 80% of assets in securities of companies with medium market capitalizations. May invest in companies with smaller or larger market capitalizations. Invests in domestic and foreign issuers. The Fund invests in either “growth” or “value” common stocks or both.	Fidelity Management & Research Company (FMR) is the fund’s manager. FMR Co., Inc. (FMRC) and other investment advisers serve as sub-advisers for the fund.

FTVIPT Mutual Shares Securities Fund – Class 2	Seeks capital appreciation, with income as a secondary goal. Under normal market conditions, the fund invests primarily in U.S. and foreign equity securities that the investment manager believes are undervalued.	Franklin Mutual Advisers, LLC

Invesco V.I. Value Opportunities Fund, Series II Shares (previously Invesco Van Kampen V.I. – Value Opportunities Fund, Series II Shares)	Seeks long-term growth of capital.	Invesco Advisers, Inc.

Oppenheimer Main Street Small Cap Fund®/VA, Service Shares (previously Oppenheimer Main Street Small – & Mid-Cap Fund®/VA, Service Shares)	Seeks capital appreciation.	OFI Global Asset Management, Inc., adviser; OppenheimerFunds, Inc., sub-adviser.

EVERGREEN PRIVILEGE VARIABLE ANNUITY — PROSPECTUS 13

Investing In	Investment Objective and Policies	Investment Adviser
Putnam VT International Equity Fund – Class IB Shares	Seeks capital appreciation.	Putnam Investment Management, LLC, adviser; Putnam Advisory Company, LLC, sub-adviser; and Putnam Investments Limited

Variable Portfolio – Partners Small Cap Value Fund (Class 3)	Seeks long-term capital appreciation.	Columbia Management Investment Advisers, LLC, adviser; Barrow, Hanley, Mewhinney & Strauss, Inc., Denver Investment Advisors LLC, Donald Smith & Co., Inc., River Road Asset Management, LLC and Turner Investment Partners, Inc., subadvisers.

Wells Fargo Advantage VT International Equity Fund – Class 2	Seeks long-term capital appreciation.	Wells Fargo Funds Management, LLC, adviser; Wells Capital Management Inc., sub-adviser.

Wells Fargo Advantage VT Omega Growth Fund – Class 2	Seeks long-term capital appreciation.	Wells Fargo Funds Management, LLC, adviser; Wells Capital Management Inc., sub-adviser.

Wells Fargo Advantage VT Opportunity Fund – Class 2	Seeks long-term capital appreciation.	Wells Fargo Funds Management, LLC, adviser; Wells Capital Management Inc., sub-adviser.

Wells Fargo Advantage VT Small Cap Growth Fund – Class 2	Seeks long-term capital appreciation.	Wells Fargo Funds Management, LLC, adviser; Wells Capital Management Inc., sub-adviser.

Wells Fargo Advantage VT Small Cap Value Fund – Class 2	Seeks long-term capital appreciation.	Wells Fargo Funds Management, LLC, adviser; Wells Capital Management Inc., sub-adviser.

Wells Fargo Advantage VT Total Return Bond Fund – Class 2	Seeks total return consisting of income and capital appreciation.	Wells Fargo Funds Management, LLC, adviser; Wells Capital Management Inc., sub-adviser.

 14  EVERGREEN PRIVILEGE VARIABLE ANNUITY — PROSPECTUS

The Guarantee Period Accounts (GPAs)

Investment in the GPAs is not available under contract Option C(1).

The GPAs may not be available in some states.

(1)	For applications dated May 1, 2003 or after, investment in the GPAs for contract Option C is not allowed in most states. For applications dated prior to May 1, 2003, investment in the GPAs is not restricted in most states. Please check with your investment professional to determine which applies in your state.

For contract Option L, you may allocate purchase payments to one or more of the GPAs with guarantee periods declared by us. The minimum required investment in each GPA is $1,000. There are restrictions on the amount you can allocate to these accounts as well as on transfers from these accounts (see “Buying Your Contract” and “Transfer policies”). These accounts are not available in all states and are not offered after annuity payouts begin.

Each GPA pays an interest rate that is declared when you make an allocation to that account. That interest rate is then fixed for the guarantee period that you chose. We will periodically change the declared interest rate for any future allocations to these accounts, but we will not change the rate paid on money currently in a GPA.

The interest rates that we will declare as guaranteed rates in the future are determined by us at our discretion (“future rates”). We will determine future rates based on various factors including, but not limited to, the interest rate environment, returns we earn on investments in the nonunitized separate account we have established for the GPAs, the rates currently in effect for new and existing RiverSource Life annuities, product design, competition and RiverSource Life’s revenues and other expenses. We cannot predict nor can we guarantee what future rates will be.

You may transfer or withdraw contract value out of the GPAs within 30 days before the end of the guarantee period without receiving a MVA (see “Market Value Adjustment (MVA)” below.) During this 30 day window you may choose to start a new guarantee period of the same length, transfer the contract value to another GPA, transfer the contract value to any of the subaccounts, or withdraw the contract value from the contract (subject to applicable withdrawal provisions). If we do not receive any instructions at the end of your guarantee period our current practice is to automatically transfer the contract value into the one-year fixed account.

We hold amounts you allocate to the GPAs in a “nonunitized” separate account. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the GPAs. State insurance law prohibits us from charging this separate account with liabilities of any other separate account or of our general business. We own the assets of this separate account as well as any favorable investment performance of those assets. You do not participate in the performance of the assets held in this separate account. We guarantee all benefits relating to your value in the GPAs. This guarantee is based on the continued claims-paying ability of the company’s general account. You should be aware that our general account is exposed to the risks normally associated with a portfolio of fixed-income securities, including interest rate, option, liquidity and credit risk. You should also be aware that we issue other types of insurance and financial products as well, and we also pay our obligations under these products from assets in our general account. Our general account is not segregated or insulated from the claims of our creditors. The financial statements contained in the SAI include a further discussion of the risks inherent within the investments of the general account.

We intend to construct and manage the investment portfolio relating to the separate account in such a way as to minimize the impact of fluctuations by interest rates. We seek to achieve this by constructing a portfolio of assets with a price sensitivity to interest rate changes (i.e., price duration) that is similar to the price duration of the corresponding portfolio of liabilities.

We must invest this portfolio of assets in accordance with requirements established by applicable state laws regarding the nature and quality of investments that life insurance companies may make and the percentage of their assets that they may commit to any particular type of investment. Our investment strategy will incorporate the use of a variety of debt instruments having price durations tending to match the applicable guarantee periods. These instruments include, but are not necessarily limited to, the following:

•	Securities issued by the U.S. government or its agencies or instrumentalities, which issues may or may not be guaranteed by the U.S. government;

•	Debt securities that have an investment grade, at the time of purchase, within the four highest grades assigned by any of three nationally recognized rating agencies — Standard & Poor’s, Moody’s Investors Service or Fitch (formerly Duff & Phelps) — or are rated in the two highest grades by the National Association of Insurance Commissioners;

•	Other debt instruments which are unrated or rated below investment grade, limited to 10% of assets at the time of purchase; and

•	Real estate mortgages, limited to 45% of portfolio assets at the time of acquisition.

In addition, options and futures contracts on fixed income securities will be used from time to time to achieve and maintain appropriate investment and liquidity characteristics on the overall asset portfolio.

While this information generally describes our investment strategy, we are not obligated to follow any particular strategy except as may be required by federal law and Indiana and other state insurance laws.

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MARKET VALUE ADJUSTMENT (MVA)
We guarantee the contract value allocated to your GPA, including the interest credited, if you do not make any transfers or withdrawals from that GPA prior to 30 days before the end of the Guarantee Period. However, we will apply an MVA if a transfer or withdrawal occurs prior to this time, unless the transfer is an automated transfer from the two-year GPA as part of a dollar-cost averaging program or an Interest Sweep strategy. The MVA also affects amounts withdrawn from a GPA prior to 30 days before the end of the Guarantee Period that are used to purchase payouts under an annuity payout plan. We will refer to all of these transactions as “early withdrawals” in the discussion below.

When you request an early withdrawal, we adjust the early withdrawal amount by an MVA formula. The early withdrawal amount reflects the relationship between the guaranteed interest rate you are earning in your current GPA and the interest rate we are crediting on new GPAs that end at the same time as your current GPA.

The MVA is sensitive to changes in current interest rates. The magnitude of any applicable MVA will depend on our current schedule of guaranteed interest rates at the time of the withdrawal, the time remaining in your Guarantee Period and your guaranteed interest rate. The MVA is negative, zero or positive depending on how the guaranteed interest rate on your GPA compares to the interest rate of a new GPA for the same number of years as the Guarantee Period remaining on your GPA. This is summarized in the following table.

If your GPA rate is:	The MVA is:

Less than the new GPA rate + 0.10%	Negative

Equal to the new GPA rate + 0.10%	Zero

Greater than the new GPA rate + 0.10%	Positive

General Examples
As the examples below demonstrate, the application of an MVA may result in either a gain or loss of principal. We refer to all of the transactions described below as “early withdrawals.”

Assume:

•	You purchase a contract and allocate part of your purchase payment to the ten-year GPA.

•	We guarantee an interest rate of 3.0% annually for your ten-year Guarantee Period.

•	After three years, you decide to make a withdrawal from your GPA. In other words, there are seven years left in your Guarantee Period.

Remember that the MVA depends partly on the interest rate of a new GPA for the same number of years as the Guarantee Period remaining on your GPA. In this case, that is seven years.

Example 1: Remember that your GPA is earning 3.0%. Assume at the time of your withdrawal new GPAs that we offer with a seven-year Guarantee Period are earning 3.5%. We add 0.10% to the 3.5% rate to get 3.6%. Your GPA’s 3.0% rate is less than the 3.6% rate so the MVA will be negative.

Example 2: Remember again that your GPA is earning 3.0%, and assume that new GPAs that we offer with a seven-year Guarantee Period are earning 2.5%. We add 0.10% to the 2.5% rate to get 2.6%. In this example, since your GPA’s 3.0% rate is greater than the 2.6% rate, the MVA will be positive. To determine that adjustment precisely, you will have to use the formula described below.

Sample MVA Calculations
The precise MVA formula we apply is as follows:

Early withdrawal amount ×	[(	1 + i 1 + j + .001	)n/12	– 1]	= MVA

Where	i	=	rate earned in the GPA from which amounts are being transferred or withdrawn.
	j	=	current rate for a new Guaranteed Period equal to the remaining term in the current Guarantee Period.
	n	=	number of months remaining in the current Guarantee Period (rounded up).

Examples
Using assumptions similar to those we used in the examples above:

•	You purchase a contract and allocate part of your purchase payment to the ten-year GPA.

•	We guarantee an interest rate of 3.0% annually for your ten-year Guarantee Period.

•	After three years, you decide to make a $1,000 withdrawal from your GPA. In other words, there are seven years left in your Guarantee Period.

 16  EVERGREEN PRIVILEGE VARIABLE ANNUITY — PROSPECTUS

Example 1: You request an early withdrawal of $1,000 from your ten-year GPA earning a guaranteed interest rate of 3.0%. Assume at the time of your withdrawal new GPAs that we offer with a seven-year Guarantee Period are earning 3.5%. Using the formula above, we determine the MVA as follows:

$1,000 ×	[(	1.030 1 + .035 + .001	)84/12	– 1]	= –$39.84

In this example, the MVA is a negative $39.84.

Example 2: You request an early withdrawal of $1,000 from your ten-year GPA earning a guaranteed interest rate of 3.0%. Assume at the time of your withdrawal new GPAs that we offer with a seven-year Guarantee Period are earning 2.5%. Using the formula above, we determine the MVA as follows:

$1,000 ×	[(	1.030 1 + .025 + .001	)84/12	– 1]	= $27.61

In this example, the MVA is a positive $27.61.

Please note that when you allocate your purchase payment to the ten-year GPA and your purchase payment is in its fourth year from receipt at the beginning of the Guarantee Period, your withdrawal charge percentage is 6% due to the withdrawal charge schedule under contract Option L. (See “Charges — Withdrawal Charge.”) We do not apply MVAs to the amounts we deduct for withdrawal charges, so we would deduct the withdrawal charge from your early withdrawal after we applied the MVA. Also note that when you request an early withdrawal, we withdraw an amount from your GPA that will give you the net amount you requested after we apply the MVA (and any applicable withdrawal charge schedule under contract Option L), unless you request otherwise.

The current interest rate we offer on the GPA will change periodically at our discretion. It is the rate we are then paying on purchase payments, renewals and transfers paid under this class of contracts for Guarantee Period durations equaling the remaining Guarantee Period of the GPA to which the formula is being applied.

We will not apply MVAs to amounts withdrawn for annual contract charges, to amounts we pay as death claims or to automatic transfers from the two-year GPA as part of a dollar-cost averaging program or an Interest Sweep Strategy.

The Fixed Account

The fixed account is our general account. Amounts allocated to the fixed account become part of our general account. The fixed account includes the one-year fixed account. We credit interest on amounts you allocate to the fixed account at rates we determine from time to time in our discretion. These rates will be based on various factors including, but not limited to, the interest rate environment, returns we earn on our general account investments, the rates currently in effect for new and existing RiverSource Life annuities, product design, competition, and RiverSource Life’s revenues and expenses. The guaranteed minimum interest rate on amounts invested in the fixed account may vary by state but will not be lower than state law allows. We back the principal and interest guarantees relating to the fixed account. These guarantees are based on the continued claims-paying ability of RiverSource Life.

The fixed account is not required to be registered with the SEC. The SEC staff does not review the disclosures in this prospectus on the fixed account, however, disclosures regarding the fixed account may be subject to certain generally applicable provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

ONE-YEAR FIXED ACCOUNT
Investment in the one-year fixed account is not available for contract Option C.(1)

For contract Option L, you may allocate purchase payments or transfer accumulated value to the one-year fixed account. Some states may restrict the amount you can allocate to this account. We back the principal and interest guarantees relating to the one-year fixed account. These guarantees are based on the continued claims-paying ability of the company’s general account. The value of the one-year fixed account increases as we credit interest to the account. Purchase payments and transfers to the one-year fixed account become part of our general account. You should be aware that our general account is exposed to the risks normally associated with a portfolio of fixed-income securities, including interest rate, option, liquidity and credit risk. The financial statements contained in the SAI include a further discussion of the risks inherent within the investments of the general account. We credit and compound interest daily based on a 365-day year (366 in a leap year) so as to produce the annual effective rate which we declare. The interest rate we apply to each purchase payment or transfer to the one-year fixed account is guaranteed for one year.

EVERGREEN PRIVILEGE VARIABLE ANNUITY — PROSPECTUS 17

There are restrictions on the amount you can allocate to this account as well as on transfers from this account. (see “Making the Most of Your Contract — Transfer policies”)

The one-year fixed account is not required to be registered with the SEC. The SEC staff does not review the disclosures in this prospectus on the one-year fixed account, however, disclosures regarding the one-year fixed account may be subject to certain generally applicable provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

(1)	For applications dated May 1, 2003 or after, investment in the one-year fixed account for Contract Option C is not allowed in most states. For applications dated prior to May 1, 2003, investment in the one-year fixed account was not restricted in most states. Please check with your investment professional to determine if this restriction applies to your state.

Buying Your Contract

New contracts are not currently being offered. We are required by law to obtain personal information from you which we will use to verify your identity. If you do not provide this information we reserve the right to refuse to issue your contract or take other steps we deem reasonable. As the owner, you have all rights and may receive all benefits under the contract. You can own a qualified or nonqualified annuity. Generally, you may be able to buy different contracts with the same underlying funds. These contracts have different mortality and expense risk fees, withdrawal charges and may offer purchase payment credits. For information on these contracts, please call us at the telephone number listed on the first page of this prospectus or ask your investment professional.

You can own a nonqualified annuity in joint tenancy with rights of survivorship only in spousal situations. You cannot own a qualified annuity in joint tenancy. You can become an owner if you are 90 or younger. (The age limit may be younger for qualified annuities in some states.)

When you applied, you selected (if available in your state):

•	contract Option L or Option C;

•	a death benefit option(1);

•	the optional Benefit Protector Death Benefit Rider(2);

•	the optional Benefit Protector Plus Death Benefit Rider(2);

•	the optional Guaranteed Minimum Income Benefit Rider(3);

•	the GPAs, the one-year fixed account and/or subaccounts in which you want to invest(4);

•	how you want to make purchase payments; and

•	a beneficiary.

(1)	If you and the annuitant are 79 or younger at contract issue, you may select from either the ROP death benefit, MAV death benefit or EDB. If you or the annuitant are 80 or older at contract issue, the ROP death benefit will apply. EDB may not be available in all states.
(2)	Not available with the EDB. May not be available in all states.
(3)	Available at the time you purchase your contract if the annuitant is 75 or younger at contract issue and you also select the EDB. May not be available in all states.
(4)	For applications dated May 1, 2003 or after, investment in the GPA account and the one-year fixed account for Contract Option C is not allowed in most states. For applications dated prior to May 1, 2003, investment in the GPA account and the one-year fixed account was not restricted in most states. Please check with your investment professional to determine whether this restriction applies to your state. GPAs are not available under contracts issued in Maryland, Oregon, Pennsylvania or Washington and may not be available in other states.

The contract provides for allocation of purchase payments to the subaccounts of the variable account, to the GPAs and/or to the one-year fixed account in even 1% increments subject to the $1,000 minimum investment for the GPAs. For Contract Option L contracts with applications signed on or after June 16, 2003, the amount of any purchase payment allocated to the one-year fixed account in total cannot exceed 30% of the purchase payment. More than 30% of a purchase payment may be so allocated if you establish an automated dollar cost averaging arrangement with respect to the purchase payment according to procedures currently in effect, or you are participating according to the rules of an asset allocation model portfolio program available under the contract, if any.

We applied your initial purchase payment to the GPAs, one-year fixed account and subaccounts you selected within two business days after we received it at our corporate office. We will credit additional purchase payments you make to your accounts on the valuation date we receive them. If we receive an additional purchase payment at our corporate office before the close of business, we will credit any portion of that payment allocated to the subaccounts using the accumulation unit value we calculate on the valuation date we received the payment. If we receive an additional purchase payment at our administrative office at or after the close of business, we will credit any portion of that payment allocated to the subaccounts using the accumulation unit value we calculate on the next valuation date after we received the payment.

 18  EVERGREEN PRIVILEGE VARIABLE ANNUITY — PROSPECTUS

You may make monthly payments to your contract under a SIP. To begin the SIP, you will complete and send a form and your first SIP payment along with your application. There is no charge for SIP. You can stop your SIP payments at any time.

In most states, you may make additional purchase payments to nonqualified and qualified annuities until the retirement date.

THE RETIREMENT DATE
Annuity payouts are scheduled to begin on the retirement date. When we processed your application, we established the retirement date to be the maximum age (or contract anniversary if applicable) for nonqualified annuities and Roth IRAs and for qualified annuities the date specified below. You can also select a date within the maximum limits. Your selected date can align with your actual retirement from a job, or it can be a different future date, depending on your needs and goals and on certain restrictions. You also can change the retirement date, provided you send us written instructions at least 30 days before annuity payouts begin.

For nonqualified annuities and Roth IRAs, the retirement date must be:

•	no earlier than the 30th day after the contract’s effective date; and

•	no later than the annuitant’s 85th birthday or the tenth contract anniversary, if purchased after age 75, or such other date as agreed upon by us.

For qualified annuities except Roth IRAs, to comply with IRS regulations, the retirement date generally must be:

•	for IRAs, by April 1 of the year following the calendar year when the annuitant reaches age 70 1/2; or

•	for all other qualified annuities, by April 1 of the year following the calendar year when the annuitant reaches age 70 1/2 or, if later, retires (except that 5% business owners may not select a retirement date that is later than April 1 of the year following the calendar year when they reach age 70 1/2).

If you satisfy your required minimum distributions in the form of partial withdrawals from this contract, annuity payouts can start as late as the annuitant’s 85th birthday or the tenth contract anniversary, if later, or a date that has been otherwise agreed to by us.

Contract owners of IRAs and TSAs may also be able to satisfy minimum distributions using other IRAs or TSAs, and in that case, may delay the annuity payout start date for this contract.

BENEFICIARY
We will pay to your named beneficiary the death benefit if it becomes payable before the retirement date while the contract is in force and before annuity payouts begin. If there is more than one beneficiary, we will pay each beneficiary’s designated share when we receive their completed claim. A beneficiary will bear the investment risk of the variable account until we receive the beneficiary’s completed claim. If there is no named beneficiary, the default provisions of your contract will apply. (See “Benefits in Case of Death” for more about beneficiaries.)

PURCHASE PAYMENTS
Purchase payment amounts and purchase payment timing may vary by state and be limited under the terms of your contract.

Minimum purchase payments
If paying by SIP:               $50 for additional payments.

If paying by any other method:  $100 for additional payments.

Maximum allowable purchase payments*
                                $1,000,000 for issue ages up to 85.
                                $100,000 for issue ages 86 to 90.

*	This limit applies in total to all RiverSource Life annuities you own. We reserve the right to waive or increase the maximum limit. For qualified annuities, the tax-deferred retirement plan’s or the Code’s limits on annual contributions also apply.

EVERGREEN PRIVILEGE VARIABLE ANNUITY — PROSPECTUS 19

HOW TO MAKE PURCHASE PAYMENTS

 1 By letter

Send your check along with your name and contract number to:

RiverSource Life Insurance Company
829 Ameriprise Financial Center
Minneapolis, MN 55474

 2 By SIP

Contact your investment professional to complete the necessary SIP paperwork.

LIMITATIONS ON USE OF CONTRACT
If mandated by applicable law, including, but not limited to, federal anti-money laundering laws, we may be required to reject a purchase payment. We may also be required to block an owner’s access to contract values or to satisfy other statutory obligations. Under these circumstances, we may refuse to implement requests for transfers, withdrawals or death benefits until instructions are received from the appropriate governmental authority or a court of competent jurisdiction.

Charges

CONTRACT ADMINISTRATIVE CHARGE
We charge this fee for establishing and maintaining your records. We deduct $40 from the contract value on your contract anniversary, or earlier if the contract is withdrawn. We prorate this charge among the subaccounts, the GPAs and the one-year fixed account in the same proportion your interest in each account bears to your total contract value. Some states limit the amount of any contract charge allocated to the GPAs and one-year fixed account.

We will waive this charge when your contract value is $100,000 or more on the current contract anniversary.

If you take a full withdrawal from your contract, we will deduct the charge at the time of withdrawal regardless of the contract value. We cannot increase the annual contract administrative charge and it does not apply after annuity payouts begin or when we pay death benefits.

VARIABLE ACCOUNT ADMINISTRATIVE CHARGE
We apply this charge daily to the subaccounts. It is reflected in the unit values of your subaccounts and it totals 0.15% of their average daily net assets on an annual basis. It covers certain administrative and operating expenses of the subaccounts such as accounting, legal and data processing fees and expenses involved in the preparation and distribution of reports and prospectuses. We cannot increase the variable account administrative charge.

MORTALITY AND EXPENSE RISK FEE
We charge these fees daily to the subaccounts. The unit values of your subaccounts reflect these fees. These fees cover the mortality and expense risk that we assume. These fees do not apply to the GPAs or the one-year fixed account. We cannot increase these fees. These fees are based on the contract you select (either Option L or Option C) and the death benefit that applies to your contract:

	Contract Option L	Contract Option C

ROP death benefit	1.25%	1.35%

MAV death benefit	1.35	1.45

EDB	1.55	1.65

Mortality risk arises because of our guarantee to pay a death benefit and our guarantee to make annuity payouts according to the terms of the contract, no matter how long a specific owner or annuitant lives and no matter how long our entire group of owners or annuitants live. If, as a group, owners or annuitants outlive the life expectancy we assumed in our actuarial tables, then we must take money from our general assets to meet our obligations. If, as a group, owners or annuitants do not live as long as expected, we could profit from the mortality risk fee. We deduct the mortality risk fee from the subaccounts during the annuity payout period even if the annuity payout plan does not involve a life contingency.

Expense risk arises because we cannot increase the contract administrative charge or the variable account administrative charge and these charges may not cover our expenses. We would have to make up any deficit from our general assets. We could profit from the expense risk fee if future expenses are less than expected.

 20  EVERGREEN PRIVILEGE VARIABLE ANNUITY — PROSPECTUS

The subaccounts pay us the mortality and expense risk fee they accrued as follows:

•	first, to the extent possible, the subaccounts pay this fee from any dividends distributed from the funds in which they invest;

•	then, if necessary, the funds redeem shares to cover any remaining fees payable.

We may use any profits we realize from the subaccounts’ payment to us of the mortality and expense risk fee for any proper corporate purpose, including, among others, payment of distribution (selling) expenses. We do not expect that the withdrawal charge will cover sales and distribution expenses.

WITHDRAWAL CHARGE
You select either contract Option L or Option C at the time of application. Option C contracts have no withdrawal charge schedule but they carry higher mortality and expense risk fees than Option L contracts.

If you select contract Option L and you withdraw all or part of your contract, you may be subject to a withdrawal charge. A withdrawal charge applies if you make a withdrawal in the first four contract years. You may withdraw amounts totaling up to 10% of your prior anniversary’s contract value free of charge during the first four years of your contract. (We consider your initial purchase payment to be the prior anniversary’s contract value during the first contract year.) We do not assess a withdrawal charge on this amount. The withdrawal charge percentages that apply to you are shown below and are stated in your contract. In addition, amounts withdrawn from a GPA more than 30 days before the end of the applicable Guarantee Period are generally subject to a MVA. (See “The Guarantee Period Accounts (GPAs) — Market Value Adjustment (MVA).”)

Contract year for	Withdrawal charge
Contract Option L	percentage

1-2	8%

3	7

4	6

5 and later	0

For a partial withdrawal that is subject to a withdrawal charge, the amount we actually deduct from your contract value will be the amount you request plus any applicable withdrawal charge. The withdrawal charge percentage is applied to this total amount. We pay you the amount you requested.

Example: Assume you requested a withdrawal of $1,000 and there is a withdrawal charge of 7%. The total amount we actually deduct from your contract is $1,075.27. We determine this amount as follows:

Amount requested 1.00 – withdrawal charge	or	$1,000 .93	=	$1,075.27

By applying the 7% withdrawal charge to $1,075.27, the withdrawal charge is $75.27. We pay you the $1,000 you requested. If you make a full withdrawal of your contract, we also will deduct the applicable contract administrative charge.

Withdrawal charge under Annuity Payout Plan E — Payouts for a specified period: If you are receiving variable annuity payments under this annuity payout plan, you can choose to take a withdrawal. The amount that you can withdraw is the present value of any remaining variable payouts. The discount rate we use in the calculation will be 5.17% for the assumed investment return of 3.5% and 6.67% for the assumed investment return of 5.0%. The withdrawal charge equals the present value of the remaining payouts using the assumed investment return minus the present value of the remaining payouts using the discount rate. (See “Charges — Withdrawal Charge” and “The Annuity Payout Period — Annuity Payout Plans.”)

Waiver of withdrawal charges
We do not assess withdrawal charges for:

•	withdrawals of amounts totaling up to 10% of your prior contract anniversary’s contract value;

•	required minimum distributions from a qualified annuity to the extent that they exceed the free amount. The amount on which withdrawal charges are waived can be no greater than the RMD amount calculated under your specific contract currently in force;

•	contracts settled using an annuity payout plan;

•	withdrawals made as a result of one of the “Contingent events” described below to the extent permitted by state law (see your contract for additional conditions and restrictions); and

•	death benefits.

Contingent events

•	Withdrawals you make if you or the annuitant are confined to a hospital or nursing home and have been for the prior 60 days. Your contract will include this provision when you and the annuitant are under age 76 at contract issue. You must provide proof satisfactory to us of the confinement as of the date you request the withdrawal.

EVERGREEN PRIVILEGE VARIABLE ANNUITY — PROSPECTUS 21

•	To the extent permitted by state law, withdrawals you make if you or the annuitant are diagnosed in the second or later contract years as disabled with a medical condition that with reasonable medical certainty will result in death within 12 months or less from the date of the licensed physician’s statement. You must provide us with a licensed physician’s statement containing the terminal illness diagnosis and the date the terminal illness was initially diagnosed.

•	Withdrawals you make if you or the annuitant become disabled within the meaning of the Code Section 72(m)(7) after contract issue. The disabled person must also be receiving Social Security disability or state long term disability benefits. The disabled person must be age 70 or younger at the time of withdrawal. You must provide us with a signed letter from the disabled person stating that he or she meets the above criteria, a legible photocopy of Social Security disability or state long term disability benefit payments and the application for such payments.

Possible group reductions: In some cases we may incur lower sales and administrative expenses due to the size of the group, the average contribution and the use of group enrollment procedures. In such cases, we may be able to reduce or eliminate the contract administrative and withdrawal charges. However, we expect this to occur infrequently.

FUND FEES AND EXPENSES
There are deductions from and expenses paid out of the assets of the funds that are described in the prospectuses for those funds. (See “Annual Operating Expenses of the Funds.”)

PREMIUM TAXES
Certain state and local governments impose premium taxes on us (up to 3.5%). These taxes depend upon your state of residence or the state in which the contract was issued. Currently, we deduct any applicable premium tax when annuity payouts begin, but we reserve the right to deduct this tax at other times such as when you make purchase payments or when you make a full withdrawal from your contract.

OPTIONAL DEATH BENEFIT CHARGES

BENEFIT PROTECTOR DEATH BENEFIT RIDER FEE
We charge a fee for the optional feature only if you select it. If selected, we deduct 0.25% of your contract value on your contract anniversary. We prorate this fee among the GPAs, the one-year fixed account and the subaccounts in the same proportion your interest in each account bears to your total contract value.

If the contract is terminated for any reason other than death or when annuity payouts begin, we will deduct the fee from the proceeds payable adjusted for the number of calendar days coverage was in place since we last deducted the fee. We cannot increase this annual charge after the rider effective date and it does not apply after annuity payouts begin or when we pay death benefits.

BENEFIT PROTECTOR PLUS DEATH BENEFIT RIDER FEE
We charge a fee for the optional feature only if you select it. If selected, we deduct 0.40% of your contract value on your contract anniversary. We prorate this fee among the GPAs, the one-year fixed account and the subaccounts in the same proportion your interest in each account bears to your total contract value.

If the contract is terminated for any reason other than death or when annuity payouts begin, we will deduct the fee from the proceeds payable adjusted for the number of calendar days coverage was in place since we last deducted the fee. We cannot increase this annual fee after the rider effective date and it does not apply after annuity payouts begin or when we pay death benefits.

OPTIONAL LIVING BENEFIT CHARGES

GUARANTEED MINIMUM INCOME BENEFIT RIDER (GMIB) FEE*
We deduct a charge (currently 0.70%) based on the GMIB benefit base for this optional feature only if you select it. If selected, we deduct the charge from the contract value on your contract anniversary at the end of each contract year. We prorate the GMIB charge among the subaccounts, the GPAs and the one-year fixed account in the same proportion your interest in each account bears to your total contract value.

If the contract is terminated for any reason or when annuity payouts begin, we will deduct the GMIB charge from the proceeds payable adjusted for the number of calendar days coverage was in place. We cannot increase the GMIB charge after the rider effective date and it does not apply after annuity payouts begin.

*	For applications signed prior to May 1, 2003, the following current annual rider charges apply: GMIB – 0.30%.

 22  EVERGREEN PRIVILEGE VARIABLE ANNUITY — PROSPECTUS

Valuing Your Investment

We value your accounts as follows:

GPAs AND ONE-YEAR FIXED ACCOUNT
We value the amounts you allocated to the GPAs and the one-year fixed account directly in dollars. The value of these accounts equals:

•	the sum of your purchase payments and transfer amounts allocated to the one-year fixed account and the GPAs (including any positive or negative MVA on amounts transferred from the GPAs to the one-year fixed account);

•	plus interest credited;

•	minus the sum of amounts withdrawn (including any applicable withdrawal charges for contract Option L) and amounts transferred out;

•	minus any prorated portion of the contract administrative charge; and

•	minus the prorated portion of the fee for any of the following optional benefits you have selected:

– Benefit Protector rider;

– Benefit Protector Plus rider; and/or

– Guaranteed Minimum Income Benefit rider.

SUBACCOUNTS
We convert amounts you allocated to the subaccounts into accumulation units. Each time you make a purchase payment or transfer amounts into one of the subaccounts, we credit a certain number of accumulation units to your contract for that subaccount. Conversely, we subtract a certain number of accumulation units from your contract each time you take a partial withdrawal, transfer amounts out of a subaccount, or we assess a contract administrative charge, a withdrawal charge or fee for any optional riders with annual charges (if applicable).

The accumulation units are the true measure of investment value in each subaccount during the accumulation period. They are related to, but not the same as, the net asset value of the fund in which the subaccount invests. The dollar value of each accumulation unit can rise or fall daily depending on the variable account expenses, performance of the fund and on certain fund expenses.

Here is how we calculate accumulation unit values:

Number of units: To calculate the number of accumulation units for a particular subaccount we divide your investment by the current accumulation unit value.

Accumulation unit value: The current accumulation unit value for each subaccount equals the last value times the subaccount’s current net investment factor.

We determine the net investment factor by:

•	adding the fund’s current net asset value per share, plus the per share amount of any accrued income or capital gain dividends to obtain a current adjusted net asset value per share; then

•	dividing that sum by the previous adjusted net asset value per share; and

•	subtracting the percentage factor representing the mortality and expense risk fee and the variable account administrative charge from the result.

Because the net asset value of the fund may fluctuate, the accumulation unit value may increase or decrease. You bear all the investment risk in a subaccount.

Factors that affect subaccount accumulation units:  accumulation units may change in two ways — in number and in value. The number of accumulation units you own may fluctuate due to:

•	additional purchase payments you allocate to the subaccounts;

•	transfers into or out of the subaccounts (including any positive or negative MVA on amounts transferred from the GPAs);

•	partial withdrawals;

•	withdrawal charges (for contract Option L);

and the deduction of a prorated portion of:

•	the contract administrative charge; and

•	the fee for any of the following benefits you have selected:

– Benefit Protector rider;

EVERGREEN PRIVILEGE VARIABLE ANNUITY — PROSPECTUS 23

– Benefit Protector Plus rider; and/or

– Guaranteed Minimum Income Benefit rider.

Accumulation unit values will fluctuate due to:

•	changes in fund net asset value;

•	fund dividends distributed to the subaccounts;

•	fund capital gains or losses;

•	fund operating expenses; and

•	mortality and expense risk fee and the variable account administrative charge.

Making the Most of Your Contract

AUTOMATED DOLLAR-COST AVERAGING
Currently, you can use automated transfers to take advantage of dollar-cost averaging (investing a fixed amount at regular intervals). For example, you might transfer a set amount monthly from a relatively conservative subaccount to a more aggressive one, or to several others, or from the one-year fixed account or the two-year GPA (without a MVA) to one or more subaccounts. The three to ten year GPAs are not available for automated transfers. You can also obtain the benefits of dollar-cost averaging by setting up regular automatic SIP payments or by establishing an Interest Sweep strategy. Interest Sweeps are a monthly transfer of the interest earned from either the one-year fixed account or the two-year GPA into the subaccounts of your choice. If you participate in an Interest Sweep strategy the interest you earn will be less than the annual interest rate we apply because there will be no compounding. There is no charge for dollar-cost averaging.

This systematic approach can help you benefit from fluctuations in accumulation unit values caused by fluctuations in the market values of the funds. Since you invest the same amount each period, you automatically acquire more units when the market value falls and fewer units when it rises. The potential effect is to lower your average cost per unit.

How dollar-cost averaging works

					Number
			Amount	Accumulation	of units
By investing an equal number of dollars each month ...		Month	invested	unit value	purchased

		Jan	$100	$20	5.00

		Feb	100	18	5.56

you automatically buy		Mar	100	17	5.88

more units when the	è	Apr	100	15	6.67

per unit market price is low...		May	100	16	6.25

		Jun	100	18	5.56

		Jul	100	17	5.88

and fewer units		Aug	100	19	5.26

when the per unit	è	Sept	100	21	4.76

market price is high.		Oct	100	20	5.00

You paid an average price of $17.91 per unit over the 10 months, while the average market price actually was $18.10.

Dollar-cost averaging does not guarantee that any subaccount will gain in value nor will it protect against a decline in value if market prices fall. Because dollar-cost averaging involves continuous investing, your success will depend upon your willingness to continue to invest regularly through periods of low price levels. Dollar-cost averaging can be an effective way to help meet your long-term goals. For specific features contact your investment professional.

SPECIAL DOLLAR-COST AVERAGING (SPECIAL DCA) PROGRAM FOR CONTRACT OPTION L ONLY
If you select contract Option L and your net contract value(1) is at least $10,000, you can choose to participate in the Special DCA program. There is no charge for the Special DCA program. Under the Special DCA program, you can allocate a new purchase payment to a six-month or twelve-month Special DCA account.

(1)	“Net contract value” equals your current contract value plus any new purchase payment. If this is a new contract funded by purchase payments from multiple sources, we determine your net contract value based on the purchase payments, withdrawal requests and exchange requests submitted with your application.

You may only allocate a new purchase payment of at least $1,000 to a Special DCA account. You cannot transfer existing contract values into a Special DCA account. Each Special DCA account lasts for either six or twelve months (depending on

 24  EVERGREEN PRIVILEGE VARIABLE ANNUITY — PROSPECTUS

the time period you select) from the time we receive your first purchase payment. We make monthly transfers of your total Special DCA account value into the GPAs, one-year fixed account and/or subaccount you select over the time period you select (either six or twelve months). If you elect to transfer into a GPA, you must meet the $1,000 minimum required investment limitation for each transfer.

We reserve the right to credit a lower interest rate to each Special DCA account if you select the GPAs or the one-year fixed account as part of your Special DCA transfers. We will change the interest rate on each Special DCA account from time to time at our discretion. From time to time, we may credit interest to the Special DCA account at promotional rates that are higher than those we credit to the one-year fixed account. We base these rates on competition and on the interest rate we are crediting to the one-year fixed account at the time of the change. Once we credit interest to a particular purchase payment that rate does not change even if we change the rate we credit on new purchase payments or if your net contract value changes.

We credit each Special DCA account with current guaranteed annual rate that is in effect on the date we receive your purchase payment. However, we credit this annual rate over the six or twelve-month period on the balance remaining in your Special DCA account. Therefore, the net effective interest rate you receive is less than the stated annual rate. We do not credit this interest after we transfer the value out of the Special DCA account into the accounts you selected.

If you make additional purchase payments while a Special DCA account term is in progress, the amounts you allocate to an existing Special DCA account will be transferred out of the Special DCA account over the reminder of the term. If you are funding a Special DCA account from multiple sources, we apply each purchase payment to the account and credit interest on that purchase payment on the date we receive it. This means that all purchase payments may not be in the Special DCA account at the beginning of the six or twelve-month period. Therefore, you may receive less total interest than you would have if all your purchase payments were in the Special DCA account from the beginning. If we receive any of your multiple payments after the six or twelve-month period ends, you can either allocate those payments to a new Special DCA account (if available) or to any other accounts available under your contract.

You cannot participate in the Special DCA program if you are making payments under a Systematic Investment Plan. You may simultaneously participate in the Special DCA program and the asset-rebalancing program as long as your subaccount allocation is the same under both programs. If you elect to change your subaccount allocation under one program, we automatically will change it under the other program so they match. If you participate in more than one Special DCA account, the asset allocation for each account may be different as long as you are not also participating in the asset-rebalancing program.

You may terminate your participation in the Special DCA program at any time. If you do, we will not credit the current guaranteed annual interest rate on any remaining Special DCA account balance. We will transfer the remaining balance from your Special DCA account to the other accounts you selected for your DCA transfers or we will allocate it in any manner you specify. Similarly, if we cannot accept any additional purchase payments into the Special DCA program, we will allocate the purchase payments to the other accounts you selected for your DCA transfers or in any other manner you specify.

We can modify the terms or discontinue the Special DCA program at any time. Any modifications will not affect any purchase payments that are already in a Special DCA account. For more information on the Special DCA program, contact your investment professional.

The special DCA program does not guarantee that any subaccount will gain in value nor will it protect against a decline in value if market prices fall. Because dollar-cost averaging involves continuous investing, your success will depend upon you willingness to continue to invest regularly through periods of low price levels. Dollar-cost averaging can be an effective way to help meet your long-term goals.

ASSET REBALANCING
You can ask us in writing to automatically rebalance the subaccount portion of your contract value either quarterly, semiannually, or annually. The period you select will start to run on the date we record your request. On the first valuation date of each of these periods, we automatically will rebalance your contract value so that the value in each subaccount matches your current subaccount percentage allocations. These percentage allocations must be in whole numbers. Asset rebalancing does not apply to the GPAs or the one-year fixed account. There is no charge for asset rebalancing. The contract value must be at least $2,000.

You can change your percentage allocations or your rebalancing period at any time by contacting us in writing. If you are also participating in the Special DCA program and you change your subaccount asset allocation for the asset rebalancing program, we will change your subaccount asset allocation under the Special DCA program to match. We will restart the rebalancing period you selected as of the date we record your change. You also can ask us in writing to stop rebalancing your contract value. You must allow 30 days for us to change any instructions that currently are in place. For more information on asset rebalancing, contact your investment professional.

EVERGREEN PRIVILEGE VARIABLE ANNUITY — PROSPECTUS 25

TRANSFERRING AMONG ACCOUNTS
You may transfer contract value from any one subaccount, GPAs or the one-year fixed account, to another subaccount before annuity payouts begin. Certain restrictions apply to transfers involving the GPAs and the one-year fixed account.

The date your request to transfer will be processed depends on when we receive it:

•	If we receive your transfer request at our corporate office in good order before the close of business, we will process your transfer using the accumulation unit value we calculate on the valuation date we received your transfer request.

•	If we receive your transfer request at our corporate office in good order at or after the close of business, we will process your transfer using the accumulation unit value we calculate on the next valuation date after we received your transfer request.

There is no charge for transfers. Before making a transfer, you should consider the risks involved in changing investments. Transfers out of the GPAs will be subject to an MVA if done more than 30 days before the end of the guarantee period unless the transfer is an automated transfer from the two-year GPA as part of a dollar-cost averaging program or an Interest Sweep strategy.

We may suspend or modify transfer privileges at any time.

For information on transfers after annuity payouts begin, see “Transfer policies” below.

Transfer policies

•	Before annuity payouts begin, you may transfer contract values between the subaccounts, or from the subaccounts to the GPAs and the one-year fixed account at any time. However, if you made a transfer from the one-year fixed account to the subaccounts or the GPAs, you may not make a transfer from any subaccount or GPA back to the one-year fixed account for six months following that transfer. We reserve the right to further limit transfers to the GPAs and one-year fixed account if the interest rate we are then currently crediting to the one-year fixed account is equal to the minimum interest rate stated in the contract.

•	For Contract Option L, it is our general policy to allow you to transfer contract values from the one-year fixed account to the subaccounts or the GPAs once a year on or within 30 days before or after the contract anniversary (except for automated transfers, which can be set up at any time for certain transfer periods subject to certain minimums). Transfers from the one-year fixed account are not subject to a MVA. For contracts issued before June 16, 2003, we have removed this restriction, and you may transfer contract values from the one-year fixed account to the subaccounts at any time. We will inform you at least 30 days in advance of the day we intend to reimpose this restriction. For contracts with applications signed on or after June 16, 2003, the amount of contract value transferred to the GPAs and the one-year fixed account cannot result in the value of the GPAs and the one-year fixed account in total being greater than 30% of the contract value. The time limitations on transfers from the GPAs and one-year fixed account will be enforced, and transfers out of the GPAs and one-year fixed account are limited to 30% of the GPA and one-year fixed account values at the beginning of the contract year or $10,000, whichever is greater. Because of this limitation, it may take you several years to transfer all your contract value from the one-year fixed account. You should carefully consider whether the one-year fixed account meets your investment criteria before you invest.

•	For Contract Option C applications dated on or after May 1, 2003, one-year fixed account and GPAs are not available in most states.

•	For Contract Option C applications dated prior to May 1, 2003, one-year fixed account and GPAs are not restricted in most states and our transfer policies stated above are applicable.

•	You may transfer contract values from a GPA any time after 60 days of transfer or payment allocation to the account. Transfers made more than 30 days before the end of the Guarantee Period will receive a MVA*, which may result in a gain or loss of contract value.

•	If we receive your request on or within 30 days before or after the contract anniversary date, the transfer from the one-year fixed account to the GPAs will be effective on the valuation date we receive it.

•	If you select a variable payout, once annuity payouts begin, you may make transfers once per contract year among the subaccounts and we reserve the right to limit the number of subaccounts in which you may invest.

•	Once annuity payouts begin, you may not make any transfers to the GPAs.

*	Unless the transfer is an automated transfer from the two-year GPA as part of a dollar-cost averaging program or an Interest Sweep strategy.

Market Timing
Market timing can reduce the value of your investment in the contract. If market timing causes the returns of an underlying fund to suffer, contract value you have allocated to a subaccount that invests in that underlying fund will be lower too. Market timing can cause you, any joint owner of the contract and your beneficiary(ies) under the contract a financial loss.

 26  EVERGREEN PRIVILEGE VARIABLE ANNUITY — PROSPECTUS

Funds available as investment options under the contract that invest in securities that trade in overseas securities markets may be at greater risk of loss from market timing, as market timers may seek to take advantage of changes in the values of securities between the close of overseas markets and the close of U.S. markets. Also, the risks of market timing may be greater for underlying funds that invest in securities such as small cap stocks, high yield bonds, or municipal securities, that may be traded infrequently.

We seek to prevent market timing. Market timing is frequent or short-term trading activity. We do not accommodate short-term trading activities. Do not buy a contract if you wish to use short-term trading strategies to manage your investment. The market timing policies and procedures described below apply to transfers among the subaccounts within the contract. The underlying funds in which the subaccounts invest have their own market timing policies and procedures. The market timing policies of the underlying funds may be more restrictive than the market timing policies and procedures we apply to transfers among the subaccounts of the contract, and may include redemption fees. We reserve the right to modify our market timing policies and procedures at any time without prior notice to you.

Market timing may hurt the performance of an underlying fund in which a subaccount invests in several ways, including but not necessarily limited to:

•	diluting the value of an investment in an underlying fund in which a subaccount invests;

•	increasing the transaction costs and expenses of an underlying fund in which a subaccount invests; and,

•	preventing the investment adviser(s) of an underlying fund in which a subaccount invests from fully investing the assets of the fund in accordance with the fund’s investment objectives.

In order to help protect you and the underlying funds from the potentially harmful effects of market timing activity, we apply the following market timing policy to discourage frequent transfers of contract value among the subaccounts of the variable account:

We try to distinguish market timing from transfers that we believe are not harmful, such as periodic rebalancing for purposes of an asset allocation, dollar-cost averaging and asset rebalancing program that may be described in this prospectus. There is no set number of transfers that constitutes market timing. Even one transfer in related accounts may be market timing. We seek to restrict the transfer privileges of a contract owner who makes more than three subaccount transfers in any 90 day period. We also reserve the right to refuse any transfer request, if, in our sole judgment, the dollar amount of the transfer request would adversely affect unit values.

If we determine, in our sole judgment, that your transfer activity constitutes market timing, we may modify, restrict or suspend your transfer privileges to the extent permitted by applicable law, which may vary based on the state law that applies to your contract and the terms of your contract. These restrictions or modifications may include, but not be limited to:

•	requiring transfer requests to be submitted only by first-class U.S. mail;

•	not accepting hand-delivered transfer requests or requests made by overnight mail;

•	not accepting telephone or electronic transfer requests;

•	requiring a minimum time period between each transfer;

•	not accepting transfer requests of an agent acting under power of attorney;

•	limiting the dollar amount that you may transfer at any one time;

•	suspending the transfer privilege; or

•	modifying instructions under an automated transfer program to exclude a restricted fund if you do not provide new instructions.

Subject to applicable state law and the terms of each contract, we will apply the policy described above to all contract owners uniformly in all cases. We will notify you in writing after we impose any modification, restriction or suspension of your transfer rights.

We cannot guarantee that we will be able to identify and restrict all market timing activity. Because we exercise discretion in applying the restrictions described above, we cannot guarantee that we will be able to restrict all market timing activity. In addition, state law and the terms of some contracts may prevent us from stopping certain market timing activity. Market timing activity that we are unable to identify and/or restrict may impact the performance of the underlying funds and may result in lower contract values.

In addition to the market timing policy described above, which applies to transfers among the subaccounts within your contract, you should carefully review the market timing policies and procedures of the underlying funds. The market timing policies and procedures of the underlying funds may be materially different than those we impose on transfers among the subaccounts within your contract and may include mandatory redemption fees as well as other measures to discourage frequent transfers. As an intermediary for the underlying funds, we are required to assist them in applying

EVERGREEN PRIVILEGE VARIABLE ANNUITY — PROSPECTUS 27

their market timing policies and procedures to transactions involving the purchase and exchange of fund shares. This assistance may include, but not be limited to, providing the underlying fund upon request with your Social Security Number, Taxpayer Identification Number or other United States government-issued identifier, and the details of your contract transactions involving the underlying fund. An underlying fund, in its sole discretion, may instruct us at any time to prohibit you from making further transfers of contract value to or from the underlying fund, and we must follow this instruction. We reserve the right to administer and collect on behalf of an underlying fund any redemption fee imposed by an underlying fund. Market timing policies and procedures adopted by underlying funds may affect your investment in the contract in several ways, including but not limited to:

•	Each fund may restrict or refuse trading activity that the fund determines, in its sole discretion, represents market timing.

•	Even if we determine that your transfer activity does not constitute market timing under the market timing policies described above which we apply to transfers you make under the contract, it is possible that the underlying fund’s market timing policies and procedures, including instructions we receive from a fund may require us to reject your transfer request. For example, while we disregard transfers permitted under any asset allocation, dollar-cost averaging and asset rebalancing programs that may be described in this prospectus, we cannot guarantee that an underlying fund’s market timing policies and procedures will do so. Orders we place to purchase fund shares for the variable account are subject to acceptance by the fund. We reserve the right to reject without prior notice to you any transfer request if the fund does not accept our order.

•	Each underlying fund is responsible for its own market timing policies, and we cannot guarantee that we will be able to implement specific market timing policies and procedures that a fund has adopted. As a result, a fund’s returns might be adversely affected, and a fund might terminate our right to offer its shares through the variable account.

•	Funds that are available as investment options under the contract may also be offered to other intermediaries who are eligible to purchase and hold shares of the fund, including without limitation, separate accounts of other insurance companies and certain retirement plans. Even if we are able to implement a fund’s market timing policies, we cannot guarantee that other intermediaries purchasing that same fund’s shares will do so, and the returns of that fund could be adversely affected as a result.

For more information about the market timing policies and procedures of an underlying fund, the risks that market timing pose to that fund, and to determine whether an underlying fund has adopted a redemption fee, see that fund’s prospectus.

HOW TO REQUEST A TRANSFER OR WITHDRAWAL

 1 By letter

Send your name, contract number, Social Security Number or Taxpayer Identification Number* and signed request for a transfer or withdrawal to our corporate office:

RiverSource Life Insurance Company
829 Ameriprise Financial Center
Minneapolis, MN 55474

Minimum amount
Transfers or withdrawals:  $500 or entire account balance

Maximum amount
Transfers or withdrawals:  Contract value or entire account balance

*	Failure to provide a Social Security Number or Taxpayer Identification Number may result in mandatory tax withholding on the taxable portion of the distribution.

 2  By automated transfers and automated partial withdrawals

Your investment professional can help you set up automated transfers or partial withdrawals among your GPAs, one-year fixed account or the subaccounts.

You can start or stop this service by written request or other method acceptable to us.

You must allow 30 days for us to change any instructions that are currently in place.

•	Automated transfers from the one-year fixed account to any one of the subaccounts may not exceed an amount that, if continued, would deplete the one-year fixed account within 12 months. For contracts issued before June 16, 2003, we have removed this restriction, and you may transfer contract values from the one-year fixed account to the subaccounts at any time. We will inform you at least 30 days in advance of the day we intend to reimpose this restriction.

 28  EVERGREEN PRIVILEGE VARIABLE ANNUITY — PROSPECTUS

For contracts with applications signed on or after June 16, 2003, the time limitations on transfers from the one-year fixed account will be enforced, and transfers out of the one-year fixed account are limited to 30% of the one-year fixed account values at the beginning of the contract year or $10,000, whichever is greater.

•	Automated withdrawals may be restricted by applicable law under some contracts.

•	You may not make additional purchase payments if automated partial withdrawals are in effect.

•	Automated partial withdrawals may result in income taxes and penalties on all or part of the amount withdrawn.

Minimum amount
Transfers or withdrawals:  $100 monthly
                           $250 quarterly, semiannually or annually

 3 By phone

Call:
1-800-333-3437

Minimum amount
Transfers or withdrawals:  $500 or entire account balance

Maximum amount
Transfers:                           Contract value or entire account balance
Withdrawals:                      $25,000

We answer telephone requests promptly, but you may experience delays when the call volume is unusually high. If you are unable to get through, use the mail procedure as an alternative.

We will honor any telephone transfer or withdrawal requests that we believe are authentic and we will use reasonable procedures to confirm that they are. This includes asking identifying questions and recording calls. We will not allow a telephone withdrawal within 30 days of a phoned-in address change. As long as we follow the procedures, we (and our affiliates) will not be liable for any loss resulting from fraudulent requests.

Telephone transfers and withdrawals are automatically available. You may request that telephone transfers and withdrawals not be authorized from your account by writing to us.

Withdrawals

You may withdraw all or part of your contract at any time before annuity payouts begin by sending us a written request or calling us. If we receive your withdrawal request at our corporate office in good order before the close of business, we will process your withdrawal using the accumulation unit value we calculate on the valuation date we received your withdrawal request. If we receive your withdrawal request at our corporate office at or after the close of business, we will process your withdrawal using the accumulation unit value we calculate on the next valuation date after we received your withdrawal request. We may ask you to return the contract. You may have to pay withdrawal charges if you selected contract Option L, a contract administrative charge or any applicable optional rider charges (see “Charges”). Additionally, federal income taxes and penalties may apply. State and local income taxes may also apply (see “Taxes”). You cannot make withdrawals after annuity payouts begin except under Plan E (see “The Annuity Payout Period — Annuity Payout Plans”).

Any partial withdrawals you take under the contract will reduce your contract value. As a result, the value of your death benefit or any optional benefits you have elected will also be reduced (see “Optional Benefits”). In addition, withdrawals you are required to take to satisfy RMDs under the Code may reduce the value of certain death benefits and optional benefits (see “Taxes — Qualified Annuities — Required Minimum Distributions”).

WITHDRAWAL POLICIES
If you have a balance in more than one account and you request a partial withdrawal, we will automatically withdraw from all your subaccounts, GPAs and/or the one-year fixed account in the same proportion as your value in each account correlates to your total contract value, unless requested otherwise. After executing a partial withdrawal, the value in the one-year fixed account and each GPA and subaccount must be either zero or at least $50.

RECEIVING PAYMENT
By regular or express mail:

•	payable to owner;

•	mailed to address of record.

EVERGREEN PRIVILEGE VARIABLE ANNUITY — PROSPECTUS 29

NOTE: We will charge you a fee if you request express mail delivery.

Normally, we will send the payment within seven days after receiving your request in good order. However, we may postpone the payment if:

–	the withdrawal amount includes a purchase payment check that has not cleared;

–	the NYSE is closed, except for normal holiday and weekend closings;

–	trading on the NYSE is restricted, according to SEC rules;

–	an emergency, as defined by SEC rules, makes it impractical to sell securities or value the net assets of the accounts; or

–	the SEC permits us to delay payment for the protection of security holders.

TSA — Special Provisions

PARTICIPANTS IN TAX-SHELTERED ANNUITIES
If the contract is intended to be used in connection with an employer sponsored 403(b) plan, additional rules relating to this contract can be found in the annuity endorsement for tax sheltered 403(b) annuities. Unless we have made special arrangements with your employer, the contract is not intended for use in connection with an employer sponsored 403(b) plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). In the event that the employer either by affirmative election or inadvertent action causes contributions under a plan that is subject to ERISA to be made to this contract, we will not be responsible for any obligations and requirements under ERISA and the regulations thereunder, unless we have prior written agreement with the employer. You should consult with your employer to determine whether your 403(b) plan is subject to ERISA.

In the event we have a written agreement with your employer to administer the plan pursuant to ERISA, special rules apply as set forth in the TSA endorsement.

The employer must comply with certain nondiscrimination requirements for certain types of contributions under a TSA contract to be excluded from taxable income. You should consult your employer to determine whether the nondiscrimination rules apply to you.

The Code imposes certain restrictions on your right to receive early distributions from a TSA:

•	Distributions attributable to salary reduction contributions (plus earnings) made after Dec. 31, 1988, or to transfers or rollovers from other contracts, may be made from the TSA only if:

–	you are at least age 59 1/2;

–	you are disabled as defined in the Code;

–	you severed employment with the employer who purchased the contract;

–	the distribution is because of your death;

–	the distribution is due to plan termination; or

–	you are a military reservist.

•	If you encounter a financial hardship (as provided by the Code), you may be eligible to receive a distribution of all contract values attributable to salary reduction contributions made after Dec. 31, 1988, but not the earnings on them.

•	Even though a distribution may be permitted under the above rules, it may be subject to IRS taxes and penalties (see “Taxes”)

•	The above restrictions on distributions do not affect the availability of the amount credited to the contract as of Dec. 31, 1988. The restrictions also do not apply to transfers or exchanges of contract value within the contract, or to another registered variable annuity contract or investment vehicle available through the employer.

Changing Ownership

You may change ownership of your nonqualified annuity at any time by completing a change of ownership form we approve and sending it to our corporate office. The change will become binding on us when we receive and record it. We will honor any change of ownership request received in good order that we believe is authentic and we will use reasonable procedures to confirm authenticity. If we follow these procedures, we will not take any responsibility for the validity of the change.

If you have a nonqualified annuity, you may incur income tax liability by transferring, assigning or pledging any part of it. (See “Taxes.”)

If you have a qualified annuity, you may not sell, assign, transfer, discount or pledge your contract as collateral for a loan, or as security for the performance of an obligation or for any other purpose except as required or permitted by the Code.

 30  EVERGREEN PRIVILEGE VARIABLE ANNUITY — PROSPECTUS

However, if the owner is a trust or custodian, or an employer acting in a similar capacity, ownership of the contract may be transferred to the annuitant.

Please consider carefully whether or not you wish to change ownership of your annuity contract. If you elected any optional contract features or riders, the new owner and annuitant will be subject to all limitations and/or restrictions of those features or riders just as if they were purchasing a new contract. If you have a GMIB and/or Benefit Protector Plus Death Benefit rider, the rider will terminate upon transfer of ownership of your annuity contract. Continuance of the Benefit Protector rider is optional. (see “Optional Benefits”).

Benefits in Case of Death

There are three death benefit options under your contract:

•	Return of Purchase Payment (ROP) death benefit;

•	Maximum Anniversary Value (MAV) death benefit; and

•	Enhanced Death Benefit Rider (EDB).

If it is available in your state and if both you and the annuitant are 79 or younger at contract issue, you can elect any one of the above death benefits. If either you or the annuitant are 80 or older at contract issue, the ROP death benefit will apply. If you select the GMIB you must elect the EDB. Once you elect a death benefit, you cannot change it. We show the option that applies in your contract on your contract’s data page. The combination of the contract and death benefit option you select determines the mortality and expense risk fee that is assessed against the subaccounts. (See “Charges — Mortality and Expense Risk Fee.”)

Under all options, we will pay the death benefit to your beneficiary upon the earlier of your death or the annuitant’s death if you die before the retirement start date while this contract is in force. We will base the benefit paid on the death benefit coverage you chose when you purchased the contract. If a contract has more than one person as the owner, we will pay benefits upon the first to die of any owner or the annuitant.

RETURN OF PURCHASE PAYMENTS DEATH BENEFIT (ROP)

The ROP is intended to help protect your beneficiaries financially in that they will never receive less than your purchase payments adjusted for withdrawals. If you or the annuitant die before annuity payouts begin while this contract is in force, we will pay the beneficiary the greater of these two values, minus any applicable rider charges:

1.	contract value; or

2.	total purchase payments applied to the contract minus adjusted partial withdrawals.

Adjusted partial withdrawals for the ROP or MAV death benefit	=	PW × DB CV

PW = the amount by which the contract value is reduced as a result of the partial withdrawal.

DB = the death benefit on the date of (but prior to) the partial withdrawal.

CV = contract value on the date of (but prior to) the partial withdrawal.

Example

•	You purchase the contract with a payment of $20,000.

•	On the first contract anniversary you make an additional purchase payment of $5,000.

•	During the second contract year the contract value falls to $22,000 and you take a $1,500 partial withdrawal.

•	During the third contract year the contract value grows to $23,000.

We calculate the ROP death benefit as follows:
Contract value at death:	$23,000.00

Purchase payments minus adjusted partial withdrawals:
Total purchase payments:	$25,000.00
minus adjusted partial withdrawals calculated as:

$1,500 × $25,000 $22,000 =	–1,704.55

for a death benefit of:	$23,295.45

ROP death benefit, calculated as the greatest of these two values:	$23,295.45

EVERGREEN PRIVILEGE VARIABLE ANNUITY — PROSPECTUS 31

MAXIMUM ANNIVERSARY VALUE DEATH BENEFIT (MAV)

The MAV death benefit is intended to help protect your beneficiaries financially while your investments have the opportunity to grow. The MAV death benefit does not provide any additional benefit before the first contract anniversary and it may not be appropriate for issue ages 75 to 79 because the benefit values may be limited after age 81. Be sure to discuss with your investment professional whether or not the MAV death benefit is appropriate for your situation.

If it is available in your state and if both you and the annuitant are age 79 or younger at contract issue, you may choose to add the MAV death benefit to your contract at the time of purchase. Once you select the MAV death benefit you may not cancel it.

The MAV death benefit provides that if you or the annuitant die before annuity payouts begin while this contract is in force, we will pay the beneficiary the greatest of these three values, minus any applicable rider charges:

1.	contract value;

2.	total purchase payments applied to the contract minus adjusted partial withdrawals; or

3.	the maximum anniversary value on the anniversary immediately preceding the date of death plus any payments since that anniversary minus adjusted partial withdrawals since that anniversary.

Maximum anniversary value (MAV): MAV is a value that we calculate on each contract anniversary through age 80. There is no MAV prior to the first contract anniversary. On the first contract anniversary we set the MAV equal to the greater of: (a) your current contract value, or (b) total purchase payments minus adjusted partial withdrawals. Every contract anniversary after that, through age 80, we compare the previous anniversary’s MAV (plus any purchase payments since that anniversary minus adjusted partial withdrawals since that anniversary) to the current contract value and we reset the MAV to the higher value. We stop resetting the MAV after you or the annuitant reach age 81. However, we continue to add subsequent purchase payments and subtract adjusted partial withdrawals from the MAV.

Example

•	You purchase the contract with a payment of $20,000.

•	On the first contract anniversary the contract value grows to $29,000.

•	During the second contract year the contract value falls to $22,000, at which point you take a $1,500 partial withdrawal, leaving a contract value of $20,500.

We calculate the MAV death benefit as follows:
Contract value at death:	$20,500.00

Purchase payments minus adjusted partial withdrawals:
Total purchase payments	$20,000.00
minus adjusted partial withdrawals, calculated as:

$1,500 × $20,000 $22,000 =	−1,363.64

for a ROP death benefit of:	$18,636.36

The MAV on the anniversary immediately preceding the date of death plus any purchase payments made since that anniversary minus adjusted partial withdrawals made since that anniversary:
The MAV on the immediately preceding anniversary:	$29,000.00
plus purchase payments made since that anniversary:	+0.00
minus adjusted partial withdrawals made since that anniversary, calculated as:

$1,500 × $29,000 $22,000 =	–1,977.27

for a MAV death benefit of:	$27,022.73

The MAV death benefit, calculated as the greatest of these three values, which is the MAV:	$27,022.73

ENHANCED DEATH BENEFIT RIDER (EDB)

The EDB is intended to help protect your beneficiaries financially while your investments have the opportunity to grow. The EDB does not provide any additional benefit before the first contract anniversary and it may not be appropriate for issue

 32  EVERGREEN PRIVILEGE VARIABLE ANNUITY — PROSPECTUS

ages 75 to 79 because the benefit values may be limited after age 81. Be sure to discuss with your investment professional whether or not the EDB is appropriate for your situation.

If it is available in your state and both you and the annuitant are 79 or younger at contract issue, you may choose to add the EDB to your contract at the time you purchase your contract. If you select the GMIB you must select the EDB.

The EDB provides that if you or the annuitant die before annuity payouts begin while this contract is in force, we will pay the beneficiary the greatest of these four values, minus any applicable rider charges:

1.	contract value;

2.	total purchase payments applied to the contract minus adjusted partial withdrawals;

3.	the maximum anniversary value on the anniversary immediately preceding the date of death plus any payments since that anniversary minus adjusted partial withdrawals since that anniversary; or

4. the 5% rising floor.

5% rising floor: This is the sum of the value of your GPAs, the one-year fixed account and the variable account floor. There is no variable account floor prior to the first contract anniversary. On the first contract anniversary, we establish the variable account floor as:

•	the amounts allocated to the subaccounts at issue increased by 5%,

•	plus any subsequent amounts allocated to the subaccounts,

•	minus adjusted transfers and partial withdrawals from the subaccounts.

Thereafter, we continue to add subsequent purchase payments allocated to the subaccounts and subtract adjusted transfers and partial withdrawals from the subaccounts. On each contract anniversary after the first, through age 80, we add an amount to the variable account floor equal to 5% of the prior anniversary’s variable account floor. We stop adding this amount after you or the annuitant reach age 81.

5% rising floor adjusted transfers or partial withdrawals	=	PWT × VAF SV

PWT	=	the amount by which the contract value in the subaccounts is reduced as a result of the partial withdrawal or transfer from the subaccounts.
VAF	=	variable account floor on the date of (but prior to) the transfer or partial withdrawal.
SV	=	value of the subaccounts on the date of (but prior to) the transfer or partial withdrawal.

Example

•	You purchase the contract with a payment of $25,000 with $5,000 allocated to the one-year fixed account and $20,000 allocated to the subaccounts.

•	On the first contract anniversary, the one-year fixed account value is $5,200 and the subaccount value is $17,000. Total contract value is $23,200.

•	During the second contract year the one-year fixed account value is $5,300 and the subaccount value is $19,000. Total contract value is $24,300. You take a $1,500 partial withdrawal all from the subaccounts, leaving the contract value at $22,800.

The death benefit is calculated as follows:
Contract value at death:	$22,800.00

Purchase payments minus adjusted partial withdrawals:
Total purchase payments:	$25,000.00
minus adjusted partial withdrawals, calculated as:

$1,500 × $25,000 $24,300 =	–1,543.21

for a ROP death benefit of:	$23,456.79

EVERGREEN PRIVILEGE VARIABLE ANNUITY — PROSPECTUS 33

The MAV on the anniversary immediately preceding the date of death plus any purchase payments made since that anniversary minus adjusted partial withdrawals made since that anniversary:
The MAV on the immediately preceding anniversary:		$25,000.00
plus purchase payments made since that anniversary:		+0.00
minus adjusted partial withdrawals made since that anniversary, calculated as:

$1,500 × $25,000 $24,300 =		–1,543.21
for a MAV death benefit of:		$23,456.79

The 5% rising floor:
The variable account floor on the first contract anniversary is, calculated as: 1.05 × $20,000 =		$21,000.00
plus amounts allocated to the subaccounts since that anniversary:		+0.00
minus the 5% rising floor adjusted partial withdrawal from the subaccounts, calculated as:

$1,500 × $21,000 $19,000 =	–$	1,657.89
variable account floor benefit:		$19,342.11
plus the one-year fixed account value:		+5,300.00

5% rising floor (value of the GPAs, one-year fixed account and the variable account floor):		$24,642.11

EDB, calculated as the greatest of these three values, which is the 5% rising floor:	$24,642.11

IF YOU DIE BEFORE YOUR RETIREMENT DATE
When paying the beneficiary, we will process the death claim on the valuation date our death claim requirements are fulfilled. We will determine the contract’s value using the accumulation unit value we calculate on that valuation date. We pay interest, if any, at a rate no less than required by law. If requested, we will mail payment to the beneficiary within seven days after our death claim requirements are fulfilled.

Nonqualified annuities
If your spouse is sole beneficiary and you die before the retirement date, your spouse may keep the contract as owner with the contract value equal to the death benefit that would otherwise have been paid. To do this your spouse must give us written instructions to continue the contract as owner. There will be no withdrawal charges on contract Option L from that point forward. If you elected any optional contract features or riders, your spouse and the new annuitant (if applicable) will be subject to all limitations and/or restrictions of those features or riders just as if they were purchasing a new contract. The GMIB rider and Benefit Protector Plus rider, if selected, will terminate. Continuance of the Benefit Protector rider is optional. (See “Optional Benefits.”)

If your beneficiary is not your spouse, we will pay the beneficiary in a single sum unless you give us other written instructions. Generally, we must fully distribute the death benefit within five years of your death. However, the beneficiary may receive payouts under any annuity payout plan available under this contract if:

•	the beneficiary asks us in writing within 60 days after the day on which all documents have been received that prove your death has occurred; and

•	payouts begin no later than one year after your death, or other date as permitted by the Code; and

•	the payout period does not extend beyond the beneficiary’s life or life expectancy.

Qualified annuities

•	Spouse beneficiary: If you have not elected an annuity payout plan, and if your spouse is the sole beneficiary, your spouse may either elect to treat the contract as his/her own, so long as he or she is eligible to do so, or elect an annuity payout plan or another plan agreed to by us. If your spouse elects a payout option, the payouts must begin no later than the year in which you would have reached age 70 1/2. If you attained age 70 1/2 at the time of death, payouts must begin no later than Dec. 31 of the year following the year of your death.

Your spouse may elect to assume ownership of the contract at any time before annuity payouts begin. If your spouse elects to assume ownership of the contract, the contract value will be equal to the death benefit that would otherwise have been paid. There will be no withdrawal charges on contract Option L from that point forward. If you elected any optional contract features or riders, your spouse and the new annuitant (if applicable) will be subject to all limitations and/or

 34  EVERGREEN PRIVILEGE VARIABLE ANNUITY — PROSPECTUS

restrictions of those features or riders just as if they were purchasing a new contract. The GMIB rider and the Benefit Protector Plus riders, if selected, will terminate. Continuance of the Benefit Protector rider is optional. (See “Optional Benefits.”)

•	Non-spouse beneficiary: If you have not elected an annuity payout plan, and if death occurs prior to the year you would have attained age 70 1/2, the beneficiary may elect to receive payouts from the contract over a five year period. If your beneficiary does not elect a five year payout or if your death occurs after attaining age 70 1/2, we will pay the beneficiary in a single sum unless the beneficiary elects to receive payouts under any payout plan available under this contract if:

•	the beneficiary asks us in writing within 60 days after the day on which all documents have been received that prove your death has occurred; and

•	payouts begin no later than one year following the year of your death; and

•	the payout period does not extend beyond the beneficiary’s life or life expectancy.

If a beneficiary elects an alternative payment plan which is an inherited IRA, all optional death benefits and living benefits will terminate. In the event of your beneficiary’s death, their beneficiary can elect to take a lump sum payment or to continue the alternative payment plan following the schedule of minimum withdrawals established based on the life expectancy of your beneficiary.

•	Annuity payout plan: If you elect an annuity payout plan which guarantees payouts to a beneficiary after your death, the payouts to your beneficiary will continue pursuant to the annuity payout plan you elect.

Optional Benefits

The assets held in our general account support the guarantees under your contract, including optional death benefits and optional living benefits. To the extent that we are required to pay you amounts in addition to your contract value under these benefits, such amounts will come from our general account assets. You should be aware that our general account is exposed to the risks normally associated with a portfolio of fixed-income securities, including interest rate, option, liquidity and credit risk. The financial statements contained in the SAI include a further discussion of the risks inherent within the investments of the general account.

BENEFIT PROTECTOR DEATH BENEFIT RIDER (BENEFIT PROTECTOR)
The Benefit Protector is intended to provide an additional benefit to your beneficiary to help offset expenses after your death such as funeral expenses or federal and state taxes. This is an optional benefit that you may select for an additional annual charge (see “Charges”). The Benefit Protector provides reduced benefits if you or the annuitant are 70 or older at the rider effective date and it does not provide any additional benefit before the first rider anniversary.

If this rider is available in your state and both you and the annuitant are 75 or younger at contract issue, you may choose to add the Benefit Protector to your contract. You must elect the Benefit Protector at the time you purchase your contract and your rider effective date will be the contract issue date. You may not select this rider if you select the Benefit Protector Plus or the EDB. We reserve the right to discontinue offering the Benefit Protector for new contracts.

Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract. Since the benefit paid by the rider is determined by the amount of earnings at death, the amount of the benefit paid may be reduced as a result of taking RMDs (see “Taxes — Qualified Annuities — Required Minimum Distributions”). Be sure to discuss with your investment professional and tax advisor whether or not the Benefit Protector is appropriate for your situation.

The Benefit Protector provides that if you or the annuitant die after the first contract anniversary, but before annuity payouts begin, and while this contract is in force, we will pay the beneficiary:

•	the applicable death benefit (see “Benefits in Case of Death”), plus:

•	40% of your earnings at death if you and the annuitant were under age 70 on the rider effective date, up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old; or

•	15% of your earnings at death if you or the annuitant were 70 or older on the rider effective date, up to a maximum of 37.5% of purchase payments not previously withdrawn that are one or more years old.

Earnings at death: for purposes of the Benefit Protector and Benefit Protector Plus riders, this is an amount equal to the applicable death benefit minus purchase payments not previously withdrawn. The earnings at death may not be less than zero and may not be more than 250% of the purchase payments not previously withdrawn that are one or more years old.

Terminating the Benefit Protector

•	You may terminate the rider within 30 days of the first rider anniversary.

EVERGREEN PRIVILEGE VARIABLE ANNUITY — PROSPECTUS 35

•	You may terminate the rider within 30 days of any rider anniversary beginning with the seventh rider anniversary.

•	The rider will terminate when you make a full withdrawal from the contract or when annuity payouts begin.

Example of the Benefit Protector

•	You purchase the contract with a payment of $100,000 and you and the annuitant are under age 70. You select an Option L contract with the MAV death benefit.

•	During the first contract year the contract value grows to $105,000. The MAV death benefit equals the contract value. You have not reached the first contract anniversary so the Benefit Protector does not provide any additional benefit at this time.

• On the first contract anniversary the contract value grows to $110,000. The death benefit equals:
MAV death benefit (contract value):	$110,000
plus the Benefit Protector benefit which equals 40% of earnings at death
(MAV death benefit minus payments not previously withdrawn):
0.40 × ($110,000 – $100,000) =	+4,000

Total death benefit of:	$114,000
• On the second contract anniversary the contract value falls to $105,000. The death benefit equals:
MAV death benefit (MAV):	$110,000
plus the Benefit Protector benefit (40% of earnings at death):
0.40 × ($110,000 – $100,000) =	+4,000

Total death benefit of:	$114,000
• During the third contract year the contract value remains at $105,000 and you request a partial withdrawal of $50,000, including the applicable 7% withdrawal charge. We will withdraw $10,500 from your contract value free of charge (10% of your prior anniversary’s contract value). The remainder of the withdrawal is subject to a 7% withdrawal charge because your contract is in its third year of the withdrawal charge schedule, so we will withdraw $39,500 ($36,735 + $2,765 in withdrawal charges) from your contract value. Altogether, we will withdraw $50,000 and pay you $47,235. We calculate purchase payments not previously withdrawn as $100,000 – $45,000 = $55,000 (remember that $5,000 of the partial withdrawal is contract earnings).
The death benefit equals:

MAV death benefit (MAV adjusted for partial withdrawals):	$57,619
plus the Benefit Protector benefit (40% of earnings at death):
0.40 × ($57,619 – $55,000) =	+1,048

Total death benefit of:	$58,667
• On the third contract anniversary the contract value falls to $40,000. The death benefit equals the previous death benefit. The reduction in contract value has no effect.
• On the ninth contract anniversary the contract value grows to a new high of $200,000. Earnings at death reaches its maximum of 250% of purchase payments not previously withdrawn that are one or more years old.

The death benefit equals:
MAV death benefit (contract value):	$200,000
plus the Benefit Protector benefit (40% of earnings at death, up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old)	+55,000

Total death benefit of:	$255,000

 36  EVERGREEN PRIVILEGE VARIABLE ANNUITY — PROSPECTUS

• During the tenth contract year you make an additional purchase payment of $50,000. Your new contract value is now $250,000. The new purchase payment is less than one year old and so it has no effect on the Benefit Protector value. The death benefit equals:

MAV death benefit (contract value):	$250,000
plus the Benefit Protector benefit (40% of earnings at death, up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old)	+55,000

Total death benefit of:	$305,000
• During the eleventh contract year the contract value remains $250,000 and the “new” purchase payment is one year old and the value of the Benefit Protector changes. The death benefit equals:
MAV death benefit (contract value):	$250,000
plus the Benefit Protector benefit which equals 40% of earnings at death (MAV death benefit minus payments not previously withdrawn):
0.40 × ($250,000 – $105,000) =	+58,000

Total death benefit of:	$308,000

If your spouse is the sole beneficiary and you die before the retirement date, your spouse may keep the contract as owner. Your spouse and the new annuitant will be subject to all the limitations and restrictions of the rider just as if they were purchasing a new contract. If your spouse and the new annuitant do not qualify for the rider on the basis of age we will terminate the rider. If they do qualify for the rider on the basis of age we will set the contract value equal to the death benefit that would otherwise have been paid and we will substitute this new contract value on the date of death for “purchase payments not previously withdrawn” used in calculating earnings at death. Your spouse also has the option of discontinuing the Benefit Protector Death Benefit Rider within 30 days of the date of death.

NOTE: For special tax considerations associated with the Benefit Protector, see “Taxes.”

BENEFIT PROTECTOR PLUS DEATH BENEFIT RIDER (BENEFIT PROTECTOR PLUS)
The Benefit Protector Plus is intended to provide an additional benefit to your beneficiary to help offset expenses after your death such as funeral expenses or federal and state taxes. This is an optional benefit that you may select for an additional annual charge (see “Charges”). The Benefit Protector Plus provides reduced benefits if you or the annuitant are 70 or older at the rider effective date and it does not provide any additional benefit before the first rider anniversary and it does not provide any benefit beyond what is offered under the Benefit Protector rider during the second rider year.

If this rider is available in your state and both you and the annuitant are 75 or younger at contract issue, you may choose to add the Benefit Protector Plus to your contract. You must elect the Benefit Protector Plus at the time you purchase your contract and your rider effective date will be the contract issue date. This rider is available only for purchase through a transfer, exchange, or rollover from another annuity or life insurance policy. You may not select this rider if you select the Benefit Protector or the EDB. We reserve the right to discontinue offering the Benefit Protector Plus for new contracts.

Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract. Since the benefit paid by the rider is determined by the amount of earnings at death, the amount of the benefit paid may be reduced as a result of taking required minimum distributions (see “Taxes — Qualified Annuities — Required Minimum Distributions”). Be sure to discuss with your investment professional and tax advisor whether or not the Benefit Protector Plus is appropriate for your situation.

The Benefit Protector Plus provides that if you or the annuitant die after the first contract anniversary, but before annuity payouts begin, and while this contract is in force, we will pay the beneficiary:

•	the benefits payable under the Benefit Protector described above, plus:

•	a percentage of purchase payments made within 60 days of contract issue not previously withdrawn as follows:

	Percentage if you and the annuitant are	Percentage if you or the annuitant are
Contract year	under age 70 on the rider effective date	70 or older on the rider effective date

One and Two	0%	0%

Three and Four	10%	3.75%

Five or more	20%	7.5%

EVERGREEN PRIVILEGE VARIABLE ANNUITY — PROSPECTUS 37

Another way to describe the benefits payable under the Benefit Protector Plus rider is as follows:

•	the ROP death benefit (see “Benefits in Case of Death”) PLUS

	If you and the annuitant are under	If you or the annuitant are age 70
Contract year	age 70 on the rider effective date, add . . .	or older on the rider effective date, add . . .

One	Zero	Zero

Two	40% × earnings at death (see above)	15% × earnings at death

Three & Four	40% × (earnings at death + 25% of initial purchase payment*)	15% × (earnings at death + 25% of initial purchase payment*)

Five or more	40% × (earnings at death + 50% of initial purchase payment*)	15% × (earnings at death + 50% of initial purchase payment*)

*	Initial purchase payments are payments made within 60 days of contract issue not previously withdrawn.

Terminating the Benefit Protector Plus

•	You may terminate the rider within 30 days of the first rider anniversary.

•	You may terminate the rider within 30 days of any rider anniversary beginning with the seventh rider anniversary.

•	The rider will terminate when you make a full withdrawal from the contract or when annuity payouts begin.

Example of the Benefit Protector Plus

•	You purchase the contract with a payment of $100,000 and you and the annuitant are under age 70. You select an Option L contract with the MAV death benefit.

•	During the first contract year the contract value grows to $105,000. The MAV death benefit equals the contract value. You have not reached the first contract anniversary so the Benefit Protector Plus does not provide any additional benefit at this time.

• On the first contract anniversary the contract value grows to $110,000. You have not reached the second contract anniversary so the Benefit Protector Plus does not provide any benefit beyond what is provided by the Benefit Protector at this time. The death benefit equals:

MAV death benefit (contract value):	$110,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death
(MAV death benefit minus payments not previously withdrawn):
0.40 × ($110,000 – $100,000) =	+4,000

Total death benefit of:	$114,000
• On the second contract anniversary the contract value falls to $105,000. The death benefit equals:
MAV death benefit (MAV):	$110,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death:
0.40 × ($110,000 – $100,000) =	+4,000
plus 10% of purchase payments made within 60 days of contract issue and not previously withdrawn: 0.10 × $100,000 =	+10,000

Total death benefit of:	$124,000
• During the third contract year the contract value remains at $105,000 and you request a partial withdrawal of $50,000, including the applicable 7% withdrawal charge. We will withdraw $10,500 from your contract value free of charge (10% of your prior anniversary’s contract value). The remainder of the withdrawal is subject to a 7% withdrawal charge because your contract is in its third year of the withdrawal charge schedule, so we will withdraw $39,500 ($36,735 + $2,765 in withdrawal charges) from your contract value. Altogether, we will withdraw $50,000 and pay you $47,235. We calculate purchase payments not previously withdrawn as $100,000 – $45,000 = $55,000 (remember that $5,000 of the partial withdrawal is contract earnings). The death benefit equals:

MAV death benefit (MAV adjusted for partial withdrawals):	$57,619
plus the Benefit Protector Plus benefit which equals 40% of earnings at death:
0.40 × ($57,619 – $55,000) =	+1,048
plus 10% of purchase payments made within 60 days of contract issue and not previously withdrawn: 0.10 × $55,000 =	+5,500

Total death benefit of:	$64,167

 38  EVERGREEN PRIVILEGE VARIABLE ANNUITY — PROSPECTUS

• On the third contract anniversary the contract value falls to $40,000. The death benefit equals the previous death benefit. The reduction in contract value has no effect.
• On the ninth contract anniversary the contract value grows to a new high of $200,000. Earnings at death reaches its maximum of 250% of purchase payments not previously withdrawn that are one or more years old. Because we are beyond the fourth contract anniversary the Benefit Protector Plus also reaches its maximum of 20%. The death benefit equals:

MAV death benefit (contract value):	$200,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death, up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old	+55,000
plus 20% of purchase payments made within 60 days of contract issue and not previously withdrawn: 0.20 × $55,000 =	+11,000

Total death benefit of:	$266,000
• During the tenth contract year you make an additional purchase payment of $50,000. Your new contract value is now $250,000. The new purchase payment is less than one year old and so it has no effect on the Benefit Protector Plus value. The death benefit equals:

MAV death benefit (contract value):	$250,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death, up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old	+55,000
plus 20% of purchase payments made within 60 days of contract issue and not previously withdrawn: 0.20 × $55,000 =	+11,000

Total death benefit of:	$316,000
• During the eleventh contract year the contract value remains $250,000 and the “new” purchase payment is one year old. The value of the Benefit Protector Plus remains constant. The death benefit equals:

MAV death benefit (contract value):	$250,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death (MAV death benefit minus payments not previously withdrawn):
0.40 × ($250,000 – $105,000) =	+58,000
plus 20% of purchase payments made within 60 days of contract issue and not previously withdrawn: 0.20 × $55,000 =	+11,000

Total death benefit of:	$319,000

If your spouse is sole beneficiary and you die before the retirement date, your spouse may keep the contract as owner with the contract value equal to the death benefit that would otherwise have been paid. We will then terminate the Benefit Protector Plus and substitute the applicable death benefit (see “Benefits in Case of Death”).

NOTE: For special tax considerations associated with the Benefit Protector Plus, see “Taxes.”

EVERGREEN PRIVILEGE VARIABLE ANNUITY — PROSPECTUS 39

OPTIONAL LIVING BENEFITS

GUARANTEED MINIMUM INCOME BENEFIT RIDER (GMIB)
The GMIB is intended to provide you with a guaranteed minimum lifetime income regardless of the volatility inherent in the investments in the subaccounts. If the annuitant is between age 70 and age 75 at contract issue, you should consider whether the GMIB is appropriate for your situation because:

•	you must hold the GMIB for 10 years*,

•	the GMIB terminates** on the contract anniversary after the annuitant’s 86th birthday,

•	you can only exercise the GMIB within 30 days after a contract anniversary*,

•	the MAV and the 5% rising floor values we use in the GMIB benefit base to calculate annuity payouts under the GMIB are limited after age 81, and

•	there are additional costs associated with the rider.

Be sure to discuss whether or not the GMIB is appropriate for your situation with your investment professional.

*	Unless the annuitant qualifies for a contingent event (see “Charges — Contingent events”).
**	The rider and annual fee terminate on the contract anniversary after the annuitant’s 86th birthday; however, if you exercise the GMIB rider before this time, your benefits will continue according to the annuity payout plan you have selected.

If you are purchasing the contract as a qualified annuity, such as an IRA, and you are planning to begin annuity payouts after the date on which minimum distributions required by the IRS must begin, you should consider whether the GMIB is appropriate for you. Partial withdrawals you take from the contract, including those taken to satisfy RMDs, will reduce the GMIB benefit base (defined below), which in turn may reduce or eliminate the amount of any annuity payments available under the rider (see “Taxes — Qualified Annuities — Required Minimum Distributions”). Consult a tax advisor before you purchase any GMIB with a qualified annuity, such as an IRA.

If this rider is available in your state and the annuitant is 75 or younger at contract issue, you may choose to add this optional benefit to your contract for an additional annual charge which we describe below. If you select the GMIB, you must elect the EDB at the time you purchase your contract and your rider effective date will be the contract issue date.

In some instances, we may allow you to add the GMIB to your contract at a later date if it was not available when you initially purchased your contract. In these instances, we would add the GMIB on the next contract anniversary and this would become the rider effective date. For purposes of calculating the GMIB benefit base under these circumstances, we consider the contract value on the rider effective date to be the initial purchase payment; we disregard all previous purchase payments, transfers and withdrawals in the GMIB calculations.

Investment selection under the GMIB: For contract Option L, you may allocate your purchase payments or transfers to any of the subaccounts, GPAs or the one-year fixed account. For contract Option C, you may allocate payments to the subaccounts. We reserve the right to limit the amount you allocate to subaccounts investing in the Columbia Variable Portfolio — Cash Management Fund to 10% of the total amount in the subaccounts. If we are required to activate this restriction, and you have more than 10% of your subaccount value in this fund, we will send you a notice and ask that you reallocate your contract value so that the 10% limitation is satisfied within 60 days. We will terminate the GMIB if you have not satisfied the limitation after 60 days.

GMIB benefit base: If the GMIB is effective at contract issue, the GMIB benefit base is the greatest of these four values:

1.	contract value;

2.	total purchase payments minus adjusted partial withdrawals; or

3.	the maximum anniversary value at the last contract anniversary plus any payments made since that anniversary minus adjusted partial withdrawals since that anniversary; or

4. the 5% rising floor.

Keep in mind that the MAV and the 5% rising floor values are limited after age 81.

We reserve the right to exclude from the GMIB benefit base any purchase payments you make in the five years before you exercise the GMIB. We would do so only if such payments total $50,000 or more or if they are 25% or more of total contract payments. If we exercise this right, we:

•	subtract each payment adjusted for market value from the contract value and the MAV.

•	subtract each payment from the 5% rising floor. We adjust the payments made to the GPAs and the one-year fixed account for market value. We increase payments allocated to the subaccounts by 5% for the number of full contract years they have been in the contract before we subtract them from the 5% rising floor.

 40  EVERGREEN PRIVILEGE VARIABLE ANNUITY — PROSPECTUS

For each payment, we calculate the market value adjustment to the contract value, MAV, the GPAs and the one-year fixed account value of the 5% rising floor as:

PMT × CVG ECV

PMT =	each purchase payment made in the five years before you exercise the GMIB.

CVG =	current contract value at the time you exercise the GMIB.

ECV =	the estimated contract value on the anniversary prior to the payment in question. We assume that all payments and partial withdrawals occur at the beginning of a contract year.

For each payment, we calculate the 5% increase of payments allocated to the subaccounts as:

PMT × (1.05)CY

CY =	the full number of contract years the payment has been in the contract.

Exercising the GMIB

•	you may only exercise the GMIB within 30 days after any contract anniversary following the expiration of a ten-year waiting period from the rider effective date. However, there is an exception if at any time the annuitant experiences a “contingent event” (disability, terminal illness or confinement to a nursing home or hospital, see “Charges — Contingent events” for more details.)

•	the annuitant on the retirement date must be between 50 and 86 years old.

•	you can only take an annuity payout under one of the following annuity payout plans:

– Plan A — Life Annuity – no refund

– Plan B — Life Annuity with ten years certain

– Plan D — Joint and last survivor life annuity – no refund

•	you may change the annuitant for the payouts.

When you exercise your GMIB, you may select a fixed or variable annuity payout plan. Fixed annuity payouts are calculated using the annuity purchase rates based on the “1983 Individual Annuitant Mortality Table A” with 100% Projection Scale G. Your annuity payouts remain fixed for the lifetime of the annuity payout period.

First year variable annuity payouts are calculated in the same manner as fixed annuity payouts. Once calculated, your annuity payouts remain unchanged for the first year. After the first year, subsequent annuity payouts are variable and depend on the performance of the subaccounts you select. Variable annuity payouts after the first year are calculated using the following formula:

Pt–1 (1 + i) 1.05	= Pt

Pt–1	= prior annuity payout
Pt	= current annuity payout
i	= annualized subaccount performance

Each subsequent variable annuity payout could be more or less than the previous variable annuity payout if the subaccount investment performance is greater or less than the 5% assumed investment rate. If your subaccount performance equals 5%, your annuity payout will be unchanged from the previous annuity payout. If your subaccount performance is in excess of 5%, your variable annuity payout will increase from the previous annuity payout. If your subaccount investment performance is less than 5%, your variable annuity payout will decrease from the previous annuity payout.

If you exercise the GMIB under a contingent event, you can take up to 50% of the benefit base in cash. You can use the balance of the GMIB benefit base for annuity payouts calculated using the guaranteed annuity purchase rates under any one of the payout plans listed above as long as the annuitant is between 50 and 86 years old on the retirement date.

The GMIB benchmarks the contract growth at each anniversary against several comparison values and sets the GMIB benefit base equal to the largest value. The GMIB benefit base, less any applicable premium tax, is the value we apply to the guaranteed annuity purchase rates stated in Table B of the contract to calculate the minimum annuity payouts you will receive if you exercise the GMIB. If the GMIB benefit base is greater than the contract value, the GMIB may provide a higher annuity payout level than is otherwise available. However, the GMIB uses guaranteed annuity purchase rates which may result in annuity payouts that are less than those using the annuity purchase rates that we will apply at annuitization under the standard contract provisions. Therefore, the level of income provided by the GMIB may be less than the income the contract otherwise provides. If the annuity payouts through the standard contract provisions are more favorable than the payouts

EVERGREEN PRIVILEGE VARIABLE ANNUITY — PROSPECTUS 41

available through the GMIB, you will receive the higher standard payout option. The GMIB does not create contract value or guarantee the performance of any investment option.

Terminating the GMIB

•	You may terminate the rider within 30 days after the first and fifth rider anniversaries.

•	You may terminate the rider any time after the tenth rider anniversary.

•	The rider will terminate on the date:

– you make a full withdrawal from the contract;

– a death benefit is payable; or

– you choose to begin taking annuity payouts under the regular contract provisions.

•	The rider will terminate* 30 days following the contract anniversary after the annuitant’s 86th birthday.

*	The rider and annual fee terminate 30 days following the contract anniversary after the annuitant’s 86th birthday; however, if you exercise the GMIB rider before this time, your benefits will continue according to the annuity payout plan you have selected.

Example

•	You purchase the contract during the 2004 calendar year with a payment of $100,000 and you allocate all your purchase payments to the subaccounts.

•	There are no additional purchase payments and no partial withdrawals.

•	Assume the annuitant is male and age 55 at contract issue. For the joint and last survivor option (annuity payout Plan D), the joint annuitant is female and age 55 at contract issue.

Taking into account fluctuations in contract value due to market conditions, we calculate the GMIB benefit base as:

Contract				GMIB
anniversary	Contract value	MAV	5% rising floor	benefit base

1	$107,000	$107,000	$105,000

2	125,000	125,000	110,250

3	132,000	132,000	115,763

4	150,000	150,000	121,551

5	85,000	150,000	127,628

6	120,000	150,000	134,010

7	138,000	150,000	140,710

8	152,000	152,000	147,746

9	139,000	152,000	155,133

10	126,000	152,000	162,889	$162,889

11	138,000	152,000	171,034	171,034

12	147,000	152,000	179,586	179,586

13	163,000	163,000	188,565	188,565

14	159,000	163,000	197,993	197,993

15	212,000	212,000	207,893	212,000

NOTE: The MAV and 5% rising floor values are limited after age 81. Additionally, the GMIB benefit base may increase if the contract value increases. However, you should keep in mind that you are always entitled to annuitize using the contract value without exercising the GMIB.

If you annuitize the contract within 30 days after a contract anniversary, the payout under a fixed annuity option (which is the same as the minimum payout for the first year under a variable annuity option) would be:

			Minimum Guaranteed Monthly Income
Contract		Plan A –	Plan B –	Plan D – joint and
anniversary	GMIB	life annuity —	life annuity with	last survivor life
at exercise	benefit base	no refund	ten years certain	annuity — no refund

10	$162,889 (5% rising floor)	$840.51	$817.70	$672.73

15	212,000 (MAV)	1,250.80	1,193.56	968.84

The payouts above are shown at guaranteed annuity rates of 3% stated in Table B of the contract. Payouts under the standard provisions of this contract will be based on our annuity rates in effect at annuitization and are guaranteed to be greater than or

 42  EVERGREEN PRIVILEGE VARIABLE ANNUITY — PROSPECTUS

equal to the guaranteed annuity rates stated in Table B of the contract. The fixed annuity payout available under the standard provisions of this contract would be at least as great as shown below:

Contract		Plan A –	Plan B –	Plan D – joint and
anniversary		life annuity —	life annuity with	last survivor life
at exercise	Contract value	no refund	ten years certain	annuity — no refund

10	$126,000	$650.16	$632.52	$520.38

15	212,000	1,250.80	1,193.56	968.84

At the 15th contract anniversary you would not experience a benefit from the GMIB as the payout available to you is equal to or less than the payout available under the standard provisions of the contract. When the GMIB payout is less than the payout available under the standard provisions of the contract, you will receive the higher standard payout.

Remember that after the first year, lifetime income payouts under a variable annuity payout option will depend on the investment performance of the subaccounts you select. If your subaccount performance is 5%, your annuity payout will be unchanged from the previous annuity payout. If your subaccount performance is in excess of 5%, your variable annuity payout will increase from the previous annuity payout. If your subaccount investment performance is less than 5%, your variable annuity payout will decrease from the previous annuity payout.

This fee currently costs 0.70% of the GMIB benefit base annually and it is taken in a lump sum from the contract value on each contract anniversary at the end of each contract year. If the contract is terminated or if annuity payouts begin, we will deduct the fee at that time adjusted for the number of calendar days coverage was in place. We cannot increase the GMIB fee after the rider effective date and it does not apply after annuity payouts begin. We calculate the fee as follows:

BB + AT – FAV

BB	=	the GMIB benefit base.
AT	=	adjusted transfers from the subaccounts to the GPAs or the one-year fixed account made in the six months before the contract anniversary calculated as:

PT × VAT SVT

PT	=	the amount transferred from the subaccounts to the GPAs or the one-year fixed account within six months of the contract anniversary.
VAT	=	variable account floor on the date of (but prior to) the transfer.
SVT	=	value of the subaccounts on the date of (but prior to) the transfer.
FAV	=	the value of your GPAs and the one-year fixed account.

The result of AT – FAV will never be greater than zero. This allows us to base the GMIB fee largely on the subaccounts.

Example

•	You purchase the contract with a payment of $100,000 and allocate all of your payment to the subaccounts.

•	You make no transfers or partial withdrawals.

Contract		GMIB fee	Value on which we	GMIB fee
anniversary	Contract value	percentage	base the GMIB fee	charged to you

1	$80,000	0.70%	5% rising floor = $100,000 × 1.05	$735

2	150,000	0.70%	Contract value = $150,000	1,050

3	102,000	0.70%	MAV = $150,000	1,050

The Annuity Payout Period

As owner of the contract, you have the right to decide how and to whom annuity payouts will be made starting at the retirement date. You may select one of the annuity payout plans outlined below, or we may mutually agree on other payout arrangements. We do not deduct any withdrawal charges under the payout plans listed below except under annuity payout plan E.

Under both contract Option L and Option C, you also decide whether we will make annuity payouts on a fixed or variable basis, or a combination of fixed and variable. The amount available to purchase payouts under the plan you select is the contract value on your retirement date after any rider charges have been deducted, plus any positive or negative MVA (less any applicable premium tax). Additionally, we currently allow you to use part of the amount available to purchase payouts, leaving any remaining contract value to accumulate on a tax-deferred basis. If you select a variable annuity payout, we reserve the right to limit the number of subaccounts in which you may invest. The GPAs are not available during this payout period.

EVERGREEN PRIVILEGE VARIABLE ANNUITY — PROSPECTUS 43

Amounts of fixed and variable payouts depend on:

•	the annuity payout plan you select;

•	the annuitant’s age and, in most cases, sex;

•	the annuity table in the contract; and

•	the amounts you allocated to the accounts at settlement.

In addition, for variable annuity payouts only, amounts depend on the investment performance of the subaccounts you select. These payouts will vary from month to month because the performance of the funds will fluctuate. Fixed payouts remain the same from month to month.

For information with respect to transfers between accounts after annuity payouts begin, see “Making the Most of Your Contract — Transfer policies.”

ANNUITY TABLES
The annuity tables in your contract (Table A and Table B) show the amount of the monthly payout for each $1,000 of contract value according to the age and, when applicable, the annuitant’s sex. (Where required by law, we will use a unisex table of settlement rates.)

Table A shows the amount of the first monthly variable annuity payout assuming that the contract value is invested at the beginning of the annuity payout period and earns a 5% rate of return, which is reinvested and helps to support future payouts. If you ask us at least 30 days before the retirement date, we will substitute an annuity table based on an assumed 3.5% investment rate for the 5% Table A in the contract. The assumed investment rate affects both the amount of the first payout and the extent to which subsequent payouts increase or decrease. For example, annuity payouts will increase if the investment return is above the assumed investment rate and payouts will decrease if the return is below the assumed investment rate. Using a 5% assumed interest rate results in a higher initial payout, but later payouts will increase more slowly when annuity unit values rise and decrease more rapidly when they decline.

Table B shows the minimum amount of each fixed annuity payout. We declare current payout rates that we use in determining the actual amount of your fixed annuity payout. The current payout rates will equal or exceed the guaranteed payout rates shown in Table B. We will furnish these rates to you upon request.

ANNUITY PAYOUT PLANS
You may choose any one of these annuity payout plans by giving us written instructions at least 30 days before contract values are used to purchase the payout plan. Generally, you may select one of the Plans A through E below or another plan agreed to by us.

•	Plan A – Life annuity — no refund: We make monthly payouts until the annuitant’s death. Payouts end with the last payout before the annuitant’s death. We will not make any further payouts. This means that if the annuitant dies after we made only one monthly payout, we will not make any more payouts.

•	Plan B – Life annuity with five, ten or 15 years certain: We make monthly payouts for a guaranteed payout period of five, ten or 15 years that you elect. This election will determine the length of the payout period to the beneficiary if the annuitant should die before the elected period expires. We calculate the guaranteed payout period from the retirement date. If the annuitant outlives the elected guaranteed payout period, we will continue to make payouts until the annuitant’s death.

•	Plan C – Life annuity — installment refund: We make monthly payouts until the annuitant’s death, with our guarantee that payouts will continue for some period of time. We will make payouts for at least the number of months determined by dividing the amount applied under this option by the first monthly payout, whether or not the annuitant is living.

•	Plan D – Joint and last survivor life annuity — no refund: We make monthly payouts while both the annuitant and a joint annuitant are living. If either annuitant dies, we will continue to make monthly payouts at the full amount until the death of the surviving annuitant. Payouts end with the death of the second annuitant.

•	Plan E – Payouts for a specified period: We make monthly payouts for a specific payout period of ten to 30 years that you elect. We will make payouts only for the number of years specified whether the annuitant is living or not. Depending on the selected time period, it is foreseeable that an annuitant can outlive the payout period selected. During the annuity payout period, you may make full and partial withdrawals. If you make a full withdrawal, you can elect to have us determine the present value of any remaining variable payouts and pay it to you in a lump sum. We determine the present value of the remaining annuity payouts which are assumed to remain level at the amount of the payout that would have been made 7 days prior to the date we determine the present value. If the original contract was an Option L contract, the discount rate we use in the calculation is 5.17% for the assumed investment return of 3.5% and 6.67% for the assumed investment return of 5.0%. If the original contract was an Option C contract, the discount rate we use in the calculation will vary between

 44  EVERGREEN PRIVILEGE VARIABLE ANNUITY — PROSPECTUS

5.55% and 7.05% depending on the applicable assumed investment rate. (See “Charges — Withdrawal charge under Annuity Payout Plan E.”) A 10% IRS penalty tax could apply if you take a withdrawal. (See “Taxes.”)

Annuity payout plan requirements for qualified annuities: If your contract is a qualified annuity, you must select a payout plan as of the retirement date set forth in your contract. You have the responsibility for electing a payout plan under your contract that complies with applicable law. Your contract describes your payout plan options. The options will meet certain IRS regulations governing RMDs if the payout plan meets the incidental distribution benefit requirements, if any, and the payouts are made:

•	in equal or substantially equal payments over a period not longer than your life expectancy, or over the joint life expectancy of you and your designated beneficiary; or

•	over a period certain not longer than your life expectancy or over the joint life expectancy of you and your designated beneficiary.

If we do not receive instructions: You must give us written instructions for the annuity payouts at least 30 days before the annuitant’s retirement date. If you do not, we will make payouts under Plan B, with 120 monthly payouts guaranteed.

If monthly payouts would be less than $20: We will calculate the amount of monthly payouts at the time the contract value is used to purchase a payout plan. If the calculations show that monthly payouts would be less than $20, we have the right to pay the contract value to the owner in a lump sum or to change the frequency of the payouts.

Death after annuity payouts begin: If you or the annuitant die after annuity payouts begin, we will pay any amount payable to the beneficiary as provided in the annuity payout plan in effect.

Taxes

Under current law, your contract has a tax-deferral feature. Generally, this means you do not pay income tax until there is a taxable distribution (or deemed distribution) from the contract. We will send a tax information reporting form for any year in which we made a taxable or reportable distribution according to our records.

NONQUALIFIED ANNUITIES
Generally, only the increase in the value of a non-qualified annuity contract over the investment in the contract is taxable. Certain exceptions apply. Federal tax law requires that all nonqualified deferred annuity contracts issued by the same company (and possibly its affiliates) to the same owner during a calendar year be taxed as a single, unified contract when distributions are taken from any one of those contracts.

Annuity payouts: Generally, unlike withdrawals described below, the taxation of annuity payouts are subject to exclusion ratios, i.e. in most cases, a portion of each payout will be ordinary income and subject to tax, and a portion of each payout will be considered a return of part of your investment in the contract and will not be taxed. All amounts you receive after your investment in the contract is fully recovered will be subject to tax. Under Annuity Payout Plan A: Life annuity — no refund, where the annuitant dies before your investment in the contract is fully recovered, the remaining portion of the unrecovered investment may be available as a federal income tax deduction to the owner for the last taxable year. Under all other annuity payout plans, where the annuity payouts end before your investment in the contract is fully recovered, the remaining portion of the unrecovered investment may be available as a federal income tax deduction to the taxpayer for the tax year in which the payouts end. (See “The Annuity Payout Period — Annuity Payout Plans.”)

Beginning in 2011, federal tax law permits taxpayers to annuitize a portion of their nonqualified annuity while leaving the remaining balance to continue to grow tax-deferred. Under the new partial annuitization rules, the portion annuitized must be received as an annuity for a period of 10 years or more, or for the lives of one or more individuals. If this requirement is met, the annuitized portion and the tax-deferred balance will generally be treated as two separate contracts for income tax purposes only. If a contract is partially annuitized, the investment in the contract is allocated between the deferred and the annuitized portions on a pro rata basis.

Withdrawals: Generally, if you withdraw all or part of your nonqualified annuity before your annuity payouts begin, including withdrawals under any optional withdrawal benefit rider, your withdrawal will be taxed to the extent that the contract value immediately before the withdrawal exceeds the investment in the contract. Different rules may apply if you exchange another contract into this contract.

You also may have to pay a 10% IRS penalty for withdrawals of taxable income you make before reaching age 59 1/2 unless certain exceptions apply.

Withholding: If you receive taxable income as a result of an annuity payout or withdrawal, including withdrawals under any optional withdrawal benefit rider, we may deduct federal, and in some cases state withholding against the payment. Any withholding represents a prepayment of your tax due for the year. You take credit for these amounts on your annual income

EVERGREEN PRIVILEGE VARIABLE ANNUITY — PROSPECTUS 45

tax return. As long as you have provided us with a valid Social Security Number or Taxpayer Identification Number, and you have a valid U.S. address, you may be able to elect not to have any withholding occur.

If the payment is part of an annuity payout plan, we generally compute the amount of federal income tax withholding using payroll tables. You may provide us with a statement of how many exemptions to use in calculating the withholding. If the distribution is any other type of payment (such as partial or full withdrawal) we compute federal income tax withholding using 10% of the taxable portion.

The federal income tax withholding requirements differ if we deliver payment outside the United States or you are a non-resident alien.

Some states also may impose income tax withholding requirements similar to the federal withholding described above. If this should be the case, we may deduct state income tax withholding from the payment.

Death benefits to beneficiaries: The death benefit under a nonqualified contract is not exempt from estate (federal or state) taxes. In addition, for income tax purposes, any amount your beneficiary receives that exceeds the investment in the contract is taxable as ordinary income to the beneficiary in the year he or she receives the payments. (See also “Benefits in Case of Death — If You Die Before the Retirement Start Date”).

Net Investment Income Tax (also known as Medicare contribution tax): Effective for taxable years beginning on or after January 1, 2013, certain high-income individuals (as well as estates and trusts) are subject to a new 3.8% net investment income tax (as an addition to income taxes). For individuals, the 3.8% tax applies to the lesser of (1) the amount by which the taxpayer’s modified adjusted gross income exceeds $200,000 ($250,000 for married filing jointly and surviving spouses; $125,000 for married filing separately) or (2) the taxpayer’s “net investment income.” Net investment income includes taxable income from nonqualified annuities. Annuity holders are advised to consult their tax advisor regarding the possible implications of this additional tax.

Annuities owned by corporations, partnerships or irrevocable trusts: For nonqualified annuities, any annual increase in the value of annuities held by such entities (nonnatural persons) generally will be treated as ordinary income received during that year. However, if the trust was set up for the benefit of a natural person(s) only, the income may remain tax-deferred until withdrawn or paid out.

Penalties: If you receive amounts from your nonqualified annuity before reaching age 59 1/2, you may have to pay a 10% IRS penalty on the amount includable in your ordinary income. However, this penalty will not apply to any amount received:

•	because of your death or in the event of nonnatural ownership, the death of the annuitant;

•	because you become disabled (as defined in the Code);

•	if the distribution is part of a series of substantially equal periodic payments, made at least annually, over your life or life expectancy (or joint lives or life expectancies of you and your beneficiary);

•	if it is allocable to an investment before Aug. 14, 1982; or

•	if annuity payouts are made under immediate annuities as defined by the Code.

Transfer of ownership: Generally, if you transfer ownership of a nonqualified annuity without receiving adequate consideration, the transfer may be taxed as a withdrawal for federal income tax purposes. If the transfer is a currently taxable event for income tax purposes, the original owner will be taxed on the amount of deferred earnings at the time of the transfer and also may be subject to the 10% IRS penalty discussed earlier. In this case, the new owner’s investment in the contract will be equal to the investment in the contract at the time of the transfer plus any earnings included in the original owner’s taxable income as a result of the transfer. In general, this rule does not apply to transfers between spouses or former spouses. Similar rules apply if you transfer ownership for full consideration. Please consult your tax advisor for further details.

1035 Exchanges: Section 1035 of the Code permits nontaxable exchanges of certain insurance policies, endowment contracts, annuity contracts and qualified long-term care insurance contracts, while providing for continued tax deferral of earnings. In addition, Section 1035 permits the carryover of the investment in the contract from the old policy or contract to the new policy or contract. In a 1035 exchange one policy or contract is exchanged for another policy or contract. The following are nontaxable exchanges: (1) the exchange of a life insurance policy for another life insurance policy or for an endowment, annuity or qualified long-term care insurance contract, (2) the exchange of an endowment contract for an annuity contract, or for an endowment contract under which payments will begin no later than payments would have begun under the contract exchanged, (3) the exchange of an annuity contract for another annuity contract or for a qualified long-term insurance contract, and (4) the exchange of a qualified long-term care insurance contract for a qualified long-term care insurance contract. Additionally, other tax rules may apply. However, if the insurance policy has an outstanding loan, there may be tax consequences. Depending on the issue date of your original policy or contract, there may be tax or other benefits that are given up to gain the benefits of the new policy or contract. Consider whether the features and benefits of the new policy or contract outweigh any tax or other benefits of the old contract.

 46  EVERGREEN PRIVILEGE VARIABLE ANNUITY — PROSPECTUS

For a partial exchange of an annuity contract for another annuity contract, the 1035 exchange is generally tax-free. The investment in the original contract and the earnings on the contract will be allocated proportionately between the original and new contracts. However, per IRS Revenue Procedure 2011-38, if withdrawals are taken from either contract within the 180-day period following an exchange, the IRS will apply general tax principles to determine the appropriate tax treatment of the exchange and subsequent withdrawal. As a result, there may be unexpected tax consequences. You should consult your tax advisor before taking any withdrawal from either contract during the 180-day period following a partial exchange. Different IRS limitations on withdrawals apply to partial exchanges completed prior to October 24, 2011.

Assignment: If you assign or pledge your contract as collateral for a loan, earnings on purchase payments you made after Aug. 13, 1982 will be taxed as a deemed distribution and you may have to pay a 10% IRS penalty.

QUALIFIED ANNUITIES
Adverse tax consequences may result if you do not ensure that contributions, distributions and other transactions under the contract comply with the law. Qualified annuities have minimum distribution rules that govern the timing and amount of distributions. You should refer to your retirement plan’s Summary Plan Description, your IRA disclosure statement, or consult a tax advisor for additional information about the distribution rules applicable to your situation.

When you use your contract to fund a retirement plan or IRA that is already tax-deferred under the Code, the contract will not provide any necessary or additional tax deferral. If your contract is used to fund an employer sponsored plan, your right to benefits may be subject to the terms and conditions of the plan regardless of the terms of the contract.

Annuity payouts: Under a qualified annuity, except a Roth IRA, Roth 401(k) or Roth 403(b), the entire payout generally is includable as ordinary income and is subject to tax unless: (1) the contract is an IRA to which you made non-deductible contributions; or (2) you rolled after-tax dollars from a retirement plan into your IRA; or (3) the contract is used to fund a retirement plan and you or your employer have contributed after-tax dollars.

Annuity payouts from Roth IRAs: In general, the entire payout from a Roth IRA can be free from income and penalty taxes if you have attained age 59 1/2 and meet the five year holding period.

Withdrawals: Under a qualified annuity, except a Roth IRA, Roth 401(k) or Roth 403(b), the entire withdrawal will generally be includable as ordinary income and is subject to tax unless: (1) the contract is an IRA to which you made non-deductible contributions; or (2) you rolled after-tax dollars from a retirement plan into your IRA; or (3) the contract is used to fund a retirement plan and you or your employer have contributed after-tax dollars.

Withdrawals from Roth IRAs: In general, the entire payout from a Roth IRA can be free from income and penalty taxes if you have attained age 59 1/2 and meet the five year holding period.

Required Minimum Distributions: Retirement plans (except for Roth IRAs) are subject to required withdrawals called required minimum distributions (“RMDs”) beginning at age 70 1/2. RMDs are based on the fair market value of your contract at year-end divided by the life expectancy factor. Certain death benefits and optional riders may be considered in determining the fair market value of your contract for RMD purposes. This may cause your RMD to be higher. Inherited IRAs (including inherited Roth IRAs) are subject to special required minimum distribution rules. You should consult your tax advisor prior to making a purchase for an explanation of the potential tax implications to you.

Withholding for IRAs, Roth IRAs, SEPs and SIMPLE IRAs: If you receive taxable income as a result of an annuity payout or a withdrawal, including withdrawals under any optional withdrawal benefit rider, we may deduct withholding against the payment. Any withholding represents a prepayment of your tax due for the year. You take credit for these amounts on your annual income tax return. As long as you have provided us with a valid Social Security Number or Taxpayer Identification Number, you can elect not to have any withholding occur.

If the payment is part of an annuity payout plan, we generally compute the amount of federal income tax withholding using payroll tables. You may provide us with a statement of how many exemptions to use in calculating the withholding. If the distribution is any other type of payment (such as a partial or full withdrawal) we compute federal income tax withholding using 10% of the taxable portion.

The federal income tax withholding requirements differ if we deliver payment outside the United States or you are a non-resident alien.

Some states also may impose income tax withholding requirements similar to the federal withholding described above. If this should be the case, we may deduct state income tax withholding from the payment.

Withholding for all other qualified annuities: If you receive directly all or part of the contract value from a qualified annuity, mandatory 20% federal income tax withholding (and possibly state income tax withholding) generally will be imposed at the time the payout is made from the plan. Any withholding represents a prepayment of your tax due for the year. You take credit for these amounts on your annual income tax return. This mandatory withholding will not be imposed if

EVERGREEN PRIVILEGE VARIABLE ANNUITY — PROSPECTUS 47

instead of receiving the distribution check, you elect to have the distribution rolled over directly to an IRA or another eligible plan. Payments made to a surviving spouse instead of being directly rolled over to an IRA are also subject to mandatory 20% income tax withholding.

In the below situations, the distribution is subject to an optional 10% withholding instead of the mandatory 20% withholding. We will withhold 10% of the distribution amount unless you elect otherwise.

•	the payout is one in a series of substantially equal periodic payouts, made at least annually, over your life or life expectancy (or the joint lives or life expectancies of you and your designated beneficiary) or over a specified period of 10 years or more;

•	the payout is a RMD as defined under the Code;

•	the payout is made on account of an eligible hardship; or

•	the payout is a corrective distribution.

State withholding also may be imposed on taxable distributions.

Penalties: If you receive amounts from your qualified contract before reaching age 59 1/2, you may have to pay a 10% IRS penalty on the amount includable in your ordinary income. However, this penalty generally will not apply to any amount received:

•	because of your death;

•	because you become disabled (as defined in the Code);

•	if the distribution is part of a series of substantially equal periodic payments made at least annually, over your life or life expectancy (or joint lives or life expectancies of you and your beneficiary);

•	if the distribution is made following severance from employment during the calendar year in which you attain age 55 (TSAs and annuities funding 401(a) plans only);

•	to pay certain medical or education expenses (IRAs only); or

•	if the distribution is made from an inherited IRA.

Death benefits to beneficiaries: The entire death benefit generally is taxable as ordinary income to the beneficiary in the year he/she receives the payments from the qualified annuity. If you made non-deductible contributions to a traditional IRA, the portion of any distribution from the contract that represents after-tax contributions is not taxable as ordinary income to your beneficiary. You are responsible for keeping all records tracking your non-deductible contributions to an IRA. Death benefits under a Roth IRA generally are not taxable as ordinary income to the beneficiary if certain distribution requirements are met. (See also “Benefits in Case of Death — If you Die Before the Retirement Date”).

Change of retirement plan type: IRS regulations allow for rollovers of certain retirement plan distributions. In some circumstances, you may be able to have an intra-contract rollover, keeping the same features and conditions. If the annuity contract you have does not support an intra-contract rollover, you are able to request an IRS approved rollover to another annuity contract or other investment product that you choose. If you choose another annuity contract or investment product, you will be subject to new rules, including a new withdrawal charge schedule for an annuity contract, or other product rules as applicable.

Assignment: You may not assign or pledge your qualified contract as collateral for a loan.

OTHER
Special considerations if you select any optional rider: As of the date of this prospectus, we believe that charges related to these riders are not subject to current taxation. Therefore, we will not report these charges as partial withdrawals from your contract. However, the IRS may determine that these charges should be treated as partial withdrawals subject to taxation to the extent of any gain as well as the 10% tax penalty for withdrawals before the age of 59 1/2, if applicable.

We reserve the right to report charges for these riders as partial withdrawals if we, as a withholding and reporting agent, believe that we are required to report them. In addition, we will report any benefits attributable to these riders on the death of you or the annuitant as an annuity death benefit distribution, not as proceeds from life insurance.

Important: Our discussion of federal tax laws is based upon our understanding of current interpretations of these laws. Federal tax laws or current interpretations of them may change. For this reason and because tax consequences are complex and highly individual and cannot always be anticipated, you should consult a tax advisor if you have any questions about taxation of your contract.

RiverSource Life’s tax status: We are taxed as a life insurance company under the Code. For federal income tax purposes, the subaccounts are considered a part of our company, although their operations are treated separately in accounting and financial statements. Investment income is reinvested in the fund in which each subaccount invests and becomes part of that

 48  EVERGREEN PRIVILEGE VARIABLE ANNUITY — PROSPECTUS

subaccount’s value. This investment income, including realized capital gains, is not subject to any withholding for federal or state income taxes. We reserve the right to make such a charge in the future if there is a change in the tax treatment of variable annuities or in our tax status as we then understand it.

Tax qualification: We intend that the contract qualify as an annuity for federal income tax purposes. To that end, the provisions of the contract are to be interpreted to ensure or maintain such tax qualification, in spite of any other provisions of the contract. We reserve the right to amend the contract to reflect any clarifications that may be needed or are appropriate to maintain such qualification or to conform the contract to any applicable changes in the tax qualification requirements. We will send you a copy of any amendments.

Voting Rights

As a contract owner with investments in the subaccounts, you may vote on important fund policies until annuity payouts begin. Once they begin, the person receiving them has voting rights. We will vote fund shares according to the instructions of the person with voting rights.

Before annuity payouts begin, the number of votes you have is determined by applying your percentage interest in each subaccount to the total number of votes allowed to the subaccount.

After annuity payouts begin, the number of votes you have is equal to:

•	the reserve held in each subaccount for your contract; divided by

•	the net asset value of one share of the applicable fund.

As we make annuity payouts, the reserve for the contract decreases; therefore, the number of votes also will decrease.

We calculate votes separately for each subaccount. We will send notice of shareholders’ meetings, proxy materials and a statement of the number of votes to which the voter is entitled. We will vote shares for which we have not received instructions in the same proportion as the votes for which we received instructions. We also will vote the shares for which we have voting rights in the same proportion as the votes for which we received instructions.

Substitution of Investments

We may substitute the funds in which the subaccounts invest if:

•	laws or regulations change;

•	the existing funds become unavailable; or

•	in our judgment, the funds no longer are suitable (or are not the most suitable) for the subaccounts.

If any of these situations occur, and if we believe it is in the best interest of persons having voting rights under the contract, we have the right to substitute a fund currently listed in this prospectus (existing fund) for another fund (new fund). The new fund may have higher fees and/or operating expenses than the existing fund. Also, the new fund may have investment objectives and policies and/or investment advisers which differ from the existing fund.

We may also:

•	add new subaccounts;

•	combine any two or more subaccounts;

•	transfer assets to and from the subaccounts or the variable account; and

•	eliminate or close any subaccounts.

We will notify you of any substitution or change. If we notify you that a subaccount will be eliminated or closed, you will have a certain period of time to tell us where to reallocate purchase payments or contract value currently allocated to that subaccount. If we do not receive your reallocation instructions by the due date, we automatically will reallocate to the subaccount investing in the Columbia Variable Portfolio — Cash Management Fund (Class 3). You may then transfer this reallocated amount in accordance with the transfer provisions of your contract (see “Transferring Between Accounts” above).

In the event of substitution or any of these changes, we may amend the contract and take whatever action is necessary and appropriate without your consent or approval. However, we will not make any substitution or change without the necessary approval of the SEC and state insurance departments.

EVERGREEN PRIVILEGE VARIABLE ANNUITY — PROSPECTUS 49

About the Service Providers

PRINCIPAL UNDERWRITER
RiverSource Distributors, Inc. (“RiverSource Distributors”), our affiliate, serves as the principal underwriter of the contract. Its offices are located at 70100 Ameriprise Financial Center, Minneapolis, MN 55474. RiverSource Distributors is a wholly-owned subsidiary of Ameriprise Financial, Inc.

Although we no longer offer the contract for sale, you may continue to make purchase payments if permitted under the terms of your contract. We pay commissions to an affiliated selling firm of up to 4.25% each time a purchase payment is made for contract option L and 1.00% for contract option C as well as service/trail commissions of up to 1.00% based on annual total contract value for as long as the contract remains in effect. We also may pay an additional sales commission of up to 1.00% (for both contract options) of purchase payments for a period of time we select. These commissions do not change depending on which subaccounts you choose to allocate your purchase payments.

From time to time and in accordance with applicable laws and regulations, we may also pay or provide the selling firm with various cash and non-cash promotional incentives including, but not limited to bonuses, short-term sales incentive payments, marketing allowances, costs associated with sales conferences and educational seminars and sales recognition awards.

A portion of the payments made to the selling firm may be passed on to its sales representatives in accordance with its internal compensation programs. Those programs may also include other types of cash and non-cash compensation and other benefits.

Ask your sales representative for further information about what your sales representative and the selling firm for which he or she works may receive in connection with your contract.

We pay the commissions and other compensation described above from our assets. Our assets include:

•	revenues we receive from fees and expenses that you will pay when buying, owning and making a withdrawal from the contract (see “Expense Summary”);

•	compensation we or an affiliate receive from the underlying funds in the form of distribution and services fees (see “The Variable Account and the Funds — The funds”);

•	compensation we or an affiliate receive from a fund’s investment adviser, subadviser, distributor or an affiliate of any of these (see “The Variable Account and the Funds — The funds”); and

•	revenues we receive from other contracts and policies we sell that are not securities and other businesses we conduct.

You do not directly pay the commissions and other compensation described above as the result of a specific charge or deduction under the contract. However, you may pay part of all of the commissions and other compensation described above indirectly through:

•	fees and expenses we collect from contract owners, including withdrawal charges; and

•	fees and expenses charged by the underlying funds in which the subaccounts you select invest, to the extent we or one of our affiliates receive revenue from the funds or an affiliated person.

ISSUER
RiverSource Life issues the contracts. We are located at 70100 Ameriprise Financial Center, Minneapolis, MN 55474 and are a wholly-owned subsidiary of Ameriprise Financial, Inc.

We conduct a conventional life insurance business. We are licensed to do business in 49 states, the District of Columbia and American Samoa. Our primary products currently include fixed and variable annuity contracts and life insurance policies.

LEGAL PROCEEDINGS
Life insurance companies have been the subject of increasing regulatory, legislative and judicial scrutiny. Numerous state and federal regulatory agencies have commenced examinations and other inquiries of insurance companies regarding sales and marketing practices (including sales to older consumers and disclosure practices), claims handling, and unclaimed property and escheatment practices and procedures. With regard to an industry-wide investigation of unclaimed property and escheatment practices and procedures, RiverSource Life is responding to regulatory audits, market conduct examinations and other inquiries (including inquiries from the State of Minnesota). RiverSource Life has cooperated with and will continue to cooperate with the applicable regulators regarding their inquiries.

RiverSource Life is involved in the normal course of business in a number of other legal and arbitration proceedings concerning matters arising in connection with the conduct of its business activities. RiverSource Life believes that it is not a party to, nor are any of its properties the subject of, any pending legal, arbitration or regulatory proceedings that would have a material adverse effect on its consolidated financial condition, results of operations or liquidity. However, it is possible that the

 50  EVERGREEN PRIVILEGE VARIABLE ANNUITY — PROSPECTUS

outcome of any such proceedings could have a material adverse impact on results of operations in any particular reporting period as the proceedings are resolved.

Additional Information

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
RiverSource Life is incorporating by reference in this prospectus information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information that we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC automatically will update and supersede this information. The Annual Report on Form 10-K of RiverSource Life Insurance Company for the year ended December 31, 2012, File No. 33-28976, that we previously filed with the SEC under the Securities Exchange Act of 1934 (1934 Act) is incorporated by reference into this prospectus, as well as all of our subsequent annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC under the 1934 Act. To access this document, see “SEC Filings” under “Investors Relations” on our website at www.ameriprise.com.

RiverSource Life will furnish you without charge a copy of any or all of the documents incorporated by reference into this prospectus, including any exhibits to such documents which have been specifically incorporated by reference. We will do so upon receipt of your written or oral request. You can contact RiverSource Life at the telephone number and address listed on the first page of this prospectus.

AVAILABLE INFORMATION
This prospectus is part of a registration statement we file with the SEC. Additional information on RiverSource Life and on this offering is available in the registration statement. You can obtain copies of these materials at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. In addition to this prospectus, the SAI and information about the contract, information incorporated by reference is available on the EDGAR Database on the SEC’s Internet site at (http://www.sec.gov).

INDEMNIFICATION
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (Securities Act) may be permitted to directors and officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

EVERGREEN PRIVILEGE VARIABLE ANNUITY — PROSPECTUS 51

Appendix: Condensed Financial Information (Unaudited)

The following tables give per-unit information about the financial history of the subaccounts representing the lowest and highest total annual variable account expense combinations. The date in which operations commenced in each subaccount is noted in parentheses. The SAI contains tables that give per-unit information about the financial history of each existing subaccount. We have not provided this information for subaccounts (if any) that were not available under your contract as of Dec. 31, 2012. You may obtain a copy of the SAI without charge by contacting us at the telephone number or address listed on the first page of the prospectus.

Variable account charges of 1.40% of the daily net assets of the variable account.
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

Columbia Variable Portfolio – Cash Management Fund (Class 3) (02/21/1995)
Accumulation unit value at beginning of period	$1.30	$1.31	$1.33	$1.35	$1.34	$1.29	$1.26	$1.24	$1.25	$1.26
Accumulation unit value at end of period	$1.28	$1.30	$1.31	$1.33	$1.35	$1.34	$1.29	$1.26	$1.24	$1.25
Number of accumulation units outstanding at end of period (000 omitted)	2,860	3,784	4,615	4,417	4,753	3,976	3,923	6,630	7,059	5,254

Columbia Variable Portfolio – Diversified Bond Fund (Class 3) (02/21/1995)
Accumulation unit value at beginning of period	$2.04	$1.94	$1.82	$1.61	$1.75	$1.68	$1.63	$1.62	$1.58	$1.53
Accumulation unit value at end of period	$2.17	$2.04	$1.94	$1.82	$1.61	$1.75	$1.68	$1.63	$1.62	$1.58
Number of accumulation units outstanding at end of period (000 omitted)	2,043	2,171	2,609	9,757	10,453	12,248	8,733	8,279	9,515	7,119

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3) (03/03/2000)
Accumulation unit value at beginning of period	$1.58	$1.69	$1.46	$1.16	$1.98	$1.86	$1.58	$1.41	$1.21	$0.87
Accumulation unit value at end of period	$1.78	$1.58	$1.69	$1.46	$1.16	$1.98	$1.86	$1.58	$1.41	$1.21
Number of accumulation units outstanding at end of period (000 omitted)	1,539	1,827	2,123	9,137	8,505	6,387	5,210	2,698	1,026	605

Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3) (02/21/1995)
Accumulation unit value at beginning of period	$1.58	$1.53	$1.32	$1.08	$1.89	$1.86	$1.64	$1.56	$1.50	$1.18
Accumulation unit value at end of period	$1.78	$1.58	$1.53	$1.32	$1.08	$1.89	$1.86	$1.64	$1.56	$1.50
Number of accumulation units outstanding at end of period (000 omitted)	2,086	2,533	3,074	3,447	3,843	4,871	5,898	4,590	4,708	4,663

Fidelity® VIP Mid Cap Portfolio Service Class 2 (05/01/2001)
Accumulation unit value at beginning of period	$2.12	$2.41	$1.90	$1.38	$2.32	$2.04	$1.84	$1.58	$1.29	$0.94
Accumulation unit value at end of period	$2.40	$2.12	$2.41	$1.90	$1.38	$2.32	$2.04	$1.84	$1.58	$1.29
Number of accumulation units outstanding at end of period (000 omitted)	629	812	1,103	2,608	3,630	3,308	3,045	2,336	1,901	1,151

FTVIPT Mutual Shares Securities Fund – Class 2 (09/22/1999)
Accumulation unit value at beginning of period	$1.57	$1.61	$1.47	$1.18	$1.91	$1.87	$1.60	$1.47	$1.32	$1.07
Accumulation unit value at end of period	$1.77	$1.57	$1.61	$1.47	$1.18	$1.91	$1.87	$1.60	$1.47	$1.32
Number of accumulation units outstanding at end of period (000 omitted)	2,135	2,449	3,186	4,141	5,501	9,245	10,913	11,340	11,643	4,692

Invesco V.I. Value Opportunities Fund, Series II Shares (07/31/2002)
Accumulation unit value at beginning of period	$1.10	$1.15	$1.09	$0.75	$1.58	$1.58	$1.42	$1.37	$1.25	$0.95
Accumulation unit value at end of period	$1.27	$1.10	$1.15	$1.09	$0.75	$1.58	$1.58	$1.42	$1.37	$1.25
Number of accumulation units outstanding at end of period (000 omitted)	166	211	315	410	507	677	773	870	898	614

Oppenheimer Main Street Small Cap Fund®/VA, Service Shares (07/31/2002)
Accumulation unit value at beginning of period	$1.82	$1.90	$1.56	$1.16	$1.89	$1.95	$1.72	$1.59	$1.35	$0.95
Accumulation unit value at end of period	$2.12	$1.82	$1.90	$1.56	$1.16	$1.89	$1.95	$1.72	$1.59	$1.35
Number of accumulation units outstanding at end of period (000 omitted)	63	91	140	191	210	307	330	355	322	247

Putnam VT International Equity Fund – Class IB Shares (09/22/1999)
Accumulation unit value at beginning of period	$0.99	$1.20	$1.11	$0.90	$1.63	$1.53	$1.21	$1.10	$0.96	$0.76
Accumulation unit value at end of period	$1.19	$0.99	$1.20	$1.11	$0.90	$1.63	$1.53	$1.21	$1.10	$0.96
Number of accumulation units outstanding at end of period (000 omitted)	714	947	1,199	1,363	1,487	1,885	2,110	2,185	2,258	2,177

Variable Portfolio – Partners Small Cap Value Fund (Class 3) (05/01/2002)
Accumulation unit value at beginning of period	$1.55	$1.64	$1.34	$0.99	$1.47	$1.57	$1.33	$1.27	$1.07	$0.79
Accumulation unit value at end of period	$1.73	$1.55	$1.64	$1.34	$0.99	$1.47	$1.57	$1.33	$1.27	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	973	1,139	1,364	1,800	2,045	2,297	2,129	2,323	692	192

Wells Fargo Advantage VT International Equity Fund – Class 2 (07/31/2002)
Accumulation unit value at beginning of period	$1.43	$1.66	$1.44	$1.27	$2.20	$1.95	$1.61	$1.41	$1.20	$0.93
Accumulation unit value at end of period	$1.59	$1.43	$1.66	$1.44	$1.27	$2.20	$1.95	$1.61	$1.41	$1.20
Number of accumulation units outstanding at end of period (000 omitted)	197	277	324	434	491	679	717	623	663	493

Wells Fargo Advantage VT Omega Growth Fund – Class 2 (07/31/2002)
Accumulation unit value at beginning of period	$1.82	$1.96	$1.66	$1.17	$1.64	$1.49	$1.43	$1.40	$1.33	$0.96
Accumulation unit value at end of period	$2.17	$1.82	$1.96	$1.66	$1.17	$1.64	$1.49	$1.43	$1.40	$1.33
Number of accumulation units outstanding at end of period (000 omitted)	1,453	1,779	2,121	276	333	464	531	573	580	441

 52  EVERGREEN PRIVILEGE VARIABLE ANNUITY — PROSPECTUS

Variable account charges of 1.40% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

Wells Fargo Advantage VT Opportunity Fund – Class 2 (08/26/2011)
Accumulation unit value at beginning of period	$1.05	$1.00	—	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.19	$1.05	—	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	356	501	—	—	—	—	—	—	—	—

Wells Fargo Advantage VT Small Cap Growth Fund – Class 2 (03/03/2000)
Accumulation unit value at beginning of period	$0.58	$0.62	$0.49	$0.33	$0.57	$0.50	$0.42	$0.40	$0.35	$0.25
Accumulation unit value at end of period	$0.62	$0.58	$0.62	$0.49	$0.33	$0.57	$0.50	$0.42	$0.40	$0.35
Number of accumulation units outstanding at end of period (000 omitted)	490	627	785	586	966	992	1,281	1,363	1,351	1,424

Wells Fargo Advantage VT Small Cap Value Fund – Class 2 (07/16/2010)
Accumulation unit value at beginning of period	$1.11	$1.22	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.25	$1.11	$1.22	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	435	532	655	—	—	—	—	—	—	—

Wells Fargo Advantage VT Total Return Bond Fund – Class 2 (03/03/2000)
Accumulation unit value at beginning of period	$1.78	$1.67	$1.58	$1.43	$1.42	$1.35	$1.32	$1.31	$1.28	$1.19
Accumulation unit value at end of period	$1.86	$1.78	$1.67	$1.58	$1.43	$1.42	$1.35	$1.32	$1.31	$1.28
Number of accumulation units outstanding at end of period (000 omitted)	1,602	1,785	2,234	2,406	2,685	3,965	5,543	2,193	622	225

Variable account charges of 1.80% of the daily net assets of the variable account.
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

Columbia Variable Portfolio – Cash Management Fund (Class 3) (03/01/2002)
Accumulation unit value at beginning of period	$0.98	$0.99	$1.01	$1.03	$1.03	$1.00	$0.97	$0.96	$0.97	$0.99
Accumulation unit value at end of period	$0.96	$0.98	$0.99	$1.01	$1.03	$1.03	$1.00	$0.97	$0.96	$0.97
Number of accumulation units outstanding at end of period (000 omitted)	410	653	834	1,528	1,406	472	174	48	24	21

Columbia Variable Portfolio – Diversified Bond Fund (Class 3) (03/01/2002)
Accumulation unit value at beginning of period	$1.27	$1.21	$1.14	$1.01	$1.10	$1.07	$1.04	$1.04	$1.01	$1.01
Accumulation unit value at end of period	$1.34	$1.27	$1.21	$1.14	$1.01	$1.10	$1.07	$1.04	$1.04	$1.01
Number of accumulation units outstanding at end of period (000 omitted)	167	149	178	2,034	1,850	1,965	638	—	—	—

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3) (03/01/2002)
Accumulation unit value at beginning of period	$1.39	$1.49	$1.29	$1.03	$1.77	$1.67	$1.42	$1.27	$1.10	$0.80
Accumulation unit value at end of period	$1.55	$1.39	$1.49	$1.29	$1.03	$1.77	$1.67	$1.42	$1.27	$1.10
Number of accumulation units outstanding at end of period (000 omitted)	545	634	679	1,821	1,767	1,539	1,423	623	—	—

Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3) (03/03/2003)
Accumulation unit value at beginning of period	$1.34	$1.29	$1.12	$0.92	$1.62	$1.60	$1.42	$1.36	$1.31	$1.00
Accumulation unit value at end of period	$1.50	$1.34	$1.29	$1.12	$0.92	$1.62	$1.60	$1.42	$1.36	$1.31
Number of accumulation units outstanding at end of period (000 omitted)	445	540	619	709	709	647	681	810	502	—

Fidelity® VIP Mid Cap Portfolio Service Class 2 (03/01/2002)
Accumulation unit value at beginning of period	$1.93	$2.21	$1.75	$1.27	$2.15	$1.90	$1.72	$1.48	$1.21	$0.89
Accumulation unit value at end of period	$2.17	$1.93	$2.21	$1.75	$1.27	$2.15	$1.90	$1.72	$1.48	$1.21
Number of accumulation units outstanding at end of period (000 omitted)	137	159	168	420	542	458	374	196	54	19

FTVIPT Mutual Shares Securities Fund – Class 2 (03/01/2002)
Accumulation unit value at beginning of period	$1.23	$1.27	$1.16	$0.94	$1.52	$1.50	$1.29	$1.19	$1.07	$0.87
Accumulation unit value at end of period	$1.39	$1.23	$1.27	$1.16	$0.94	$1.52	$1.50	$1.29	$1.19	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	9	8	31	31	47	94	154	—	138	153

Invesco V.I. Value Opportunities Fund, Series II Shares (07/31/2002)
Accumulation unit value at beginning of period	$1.06	$1.11	$1.06	$0.73	$1.55	$1.55	$1.40	$1.35	$1.24	$0.95
Accumulation unit value at end of period	$1.22	$1.06	$1.11	$1.06	$0.73	$1.55	$1.55	$1.40	$1.35	$1.24
Number of accumulation units outstanding at end of period (000 omitted)	32	37	37	37	51	38	52	63	48	—

Oppenheimer Main Street Small Cap Fund®/VA, Service Shares (07/31/2002)
Accumulation unit value at beginning of period	$1.76	$1.83	$1.52	$1.13	$1.85	$1.91	$1.70	$1.58	$1.35	$0.95
Accumulation unit value at end of period	$2.03	$1.76	$1.83	$1.52	$1.13	$1.85	$1.91	$1.70	$1.58	$1.35
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	16	17	19	—	—

Putnam VT International Equity Fund – Class IB Shares (03/01/2002)
Accumulation unit value at beginning of period	$1.05	$1.29	$1.19	$0.98	$1.77	$1.67	$1.33	$1.20	$1.06	$0.84
Accumulation unit value at end of period	$1.26	$1.05	$1.29	$1.19	$0.98	$1.77	$1.67	$1.33	$1.20	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	12	12	12	12	12	12	12	14	14	—

Variable Portfolio – Partners Small Cap Value Fund (Class 3) (07/31/2002)
Accumulation unit value at beginning of period	$1.81	$1.92	$1.57	$1.17	$1.75	$1.87	$1.58	$1.52	$1.29	$0.96
Accumulation unit value at end of period	$2.01	$1.81	$1.92	$1.57	$1.17	$1.75	$1.87	$1.58	$1.52	$1.29
Number of accumulation units outstanding at end of period (000 omitted)	436	509	542	656	739	794	763	746	325	—

EVERGREEN PRIVILEGE VARIABLE ANNUITY — PROSPECTUS 53

Variable account charges of 1.80% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

Wells Fargo Advantage VT International Equity Fund – Class 2 (07/31/2002)
Accumulation unit value at beginning of period	$1.37	$1.60	$1.40	$1.24	$2.15	$1.91	$1.58	$1.39	$1.19	$0.93
Accumulation unit value at end of period	$1.53	$1.37	$1.60	$1.40	$1.24	$2.15	$1.91	$1.58	$1.39	$1.19
Number of accumulation units outstanding at end of period (000 omitted)	8	8	8	21	19	25	31	25	—	—

Wells Fargo Advantage VT Omega Growth Fund – Class 2 (07/31/2002)
Accumulation unit value at beginning of period	$1.76	$1.89	$1.61	$1.14	$1.60	$1.46	$1.41	$1.38	$1.32	$0.96
Accumulation unit value at end of period	$2.08	$1.76	$1.89	$1.61	$1.14	$1.60	$1.46	$1.41	$1.38	$1.32
Number of accumulation units outstanding at end of period (000 omitted)	426	503	552	6	8	23	32	31	2	—

Wells Fargo Advantage VT Opportunity Fund – Class 2 (08/26/2011)
Accumulation unit value at beginning of period	$1.05	$1.00	—	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.19	$1.05	—	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	10	11	—	—	—	—	—	—	—	—

Wells Fargo Advantage VT Small Cap Growth Fund – Class 2 (03/03/2003)
Accumulation unit value at beginning of period	$2.36	$2.52	$2.02	$1.35	$2.34	$2.10	$1.74	$1.67	$1.49	$1.00
Accumulation unit value at end of period	$2.50	$2.36	$2.52	$2.02	$1.35	$2.34	$2.10	$1.74	$1.67	$1.49
Number of accumulation units outstanding at end of period (000 omitted)	4	4	5	4	5	4	5	5	5	—

Wells Fargo Advantage VT Small Cap Value Fund – Class 2 (07/16/2010)
Accumulation unit value at beginning of period	$1.11	$1.22	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.24	$1.11	$1.22	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—

Wells Fargo Advantage VT Total Return Bond Fund – Class 2 (03/03/2003)
Accumulation unit value at beginning of period	$1.37	$1.28	$1.22	$1.11	$1.10	$1.06	$1.04	$1.04	$1.01	$1.00
Accumulation unit value at end of period	$1.42	$1.37	$1.28	$1.22	$1.11	$1.10	$1.06	$1.04	$1.04	$1.01
Number of accumulation units outstanding at end of period (000 omitted)	381	428	483	660	649	1,137	1,856	658	206	—

 54  EVERGREEN PRIVILEGE VARIABLE ANNUITY — PROSPECTUS

Table of Contents of the Statement of Additional Information

Calculating Annuity Payouts	p. 3

Rating Agencies	p. 4

Revenues Received During Calendar Year 2012	p. 4

Principal Underwriter	p. 5

Independent Registered Public Accounting Firms	p. 5

Condensed Financial Information (Unaudited)	p. 6

Financial Statements

EVERGREEN PRIVILEGE VARIABLE ANNUITY — PROSPECTUS 55

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 56  EVERGREEN PRIVILEGE VARIABLE ANNUITY — PROSPECTUS

RiverSource Life Insurance Company
829 Ameriprise Financial Center
Minneapolis, MN 55474
1-800-333-3437

RiverSource Distributors, Inc. (Distributor), Member FINRA.
Insurance and annuity products are issued by RiverSource Life Insurance Company.

©2008-2013 RiverSource Life Insurance Company. All rights reserved.
45277 P (4/13)

Prospectus

April 29, 2013

Evergreen

Pathwayssm Variable Annuity

CONTRACT OPTION L: INDIVIDUAL FLEXIBLE PREMIUM DEFERRED COMBINATION FIXED/VARIABLE ANNUITY

CONTRACT OPTION C: INDIVIDUAL FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY

Issued by:	RiverSource Life Insurance Company (RiverSource Life)

829 Ameriprise Financial Center
Minneapolis, MN 55474
Telephone: 1-800-333-3437
(Corporate Office)
RiverSource Variable Annuity Account/RiverSource MVA Account

New contracts are not currently being offered.

This prospectus contains information that you should know before investing in Evergreen Pathways Variable Annuity Contract Option L and Contract Option C. The information in this prospectus applies to both contracts unless stated otherwise.

Prospectuses are also available for:

AllianceBernstein Variable Products Series Fund, Inc. (Class B)
Columbia Funds Variable Series Trust II
Fidelity® Variable Insurance Products – Service Class 2
Franklin® Templeton® Variable Insurance Products
  Trust (FTVIPT) – Class 2
Invesco Van Kampen Variable Insurance Funds
Invesco Variable Insurance Funds
MFS® Variable Insurance Trustsm – Service Class
Morgan Stanley Universal Institutional Funds (UIF)
Oppenheimer Variable Account Funds, Service Shares
Putnam Variable Trust – Class IB Shares
Wells Fargo Variable Trust Funds

Please read the prospectuses carefully and keep them for future reference.

The Securities and Exchange Commission (SEC) has not approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

An investment in this contract is not a deposit of a bank or financial institution and is not insured or guaranteed by the Federal Deposit Insurance Corporation (FDIC) or any other government agency. An investment in this contract involves investment risk including the possible loss of principal.

A Statement of Additional Information (SAI), dated the same date as this prospectus, is incorporated by reference into this prospectus. It is filed with the SEC and is available without charge by contacting RiverSource Life at the telephone number and address listed above. The table of contents of the SAI is on the last page of this prospectus. The SEC maintains an Internet site. This prospectus, the SAI and other information about the product are available on the EDGAR Database on the SEC’s Internet site at (http://www.sec.gov).

Variable annuities are insurance products that are complex investment vehicles. Before you invest, be sure to ask your investment professional about the variable annuity’s features, benefits, risks and fees, and whether the variable annuity is appropriate for you, based upon your financial situation and objectives.

The contract and/or certain optional benefits described in this prospectus may not be available in all jurisdictions. This prospectus constitutes an offering or solicitation only in those jurisdictions where such offering or solicitation may lawfully be made. State variations are covered in a special contract form used in that state. This prospectus provides a general description of the contract. Your actual contract and any riders or endorsements are the controlling documents.

RiverSource Life has not authorized any person to give any information or to make any representations regarding the contract other than those contained in this prospectus or the fund prospectuses. Do not rely on any such information or representations.

RiverSource Life offers several different annuities which your investment professional may or may not be authorized to offer to you. Each annuity has different features and benefits that may be appropriate for you based on your financial situation and needs, your age and how you intend to use the annuity. The different features and benefits may include the investment and fund manager options, variations in interest rate amount and guarantees, credits, withdrawal charge schedules and access to annuity account values. The fees and charges may also be different between each annuity.

EVERGREEN PATHWAYS VARIABLE ANNUITY — PROSPECTUS 1

 2  EVERGREEN PATHWAYS VARIABLE ANNUITY — PROSPECTUS

Key Terms

These terms can help you understand details about your contract.

Accumulation unit: A measure of the value of each subaccount before annuity payouts begin.

Annuitant: The person or persons on whose life or life expectancy the annuity payouts are based.

Annuity payouts: An amount paid at regular intervals under one of several plans.

Assumed investment rate: The rate of return we assume your investments will earn when we calculate your initial annuity payout amount using the annuity table in your contract. The standard assumed investment rate we use is 5% but you may request we substitute an assumed investment rate of 3.5%.

Beneficiary: The person you designate to receive benefits in case of the owner’s or annuitant’s death while the contract is in force.

Close of business: The time the New York Stock Exchange (NYSE) closes (4 p.m. Eastern time unless the NYSE closes earlier).

Code: The Internal Revenue Code of 1986, as amended.

Contract: A deferred annuity contract that permits you to accumulate money for retirement by making one or more purchase payments. It provides for lifetime or other forms of payouts beginning at a specified time in the future.

Contract value: The total value of your contract before we deduct any applicable charges.

Contract year: A period of 12 months, starting on the effective date of your contract and on each anniversary of the effective date.

Funds: Investment options under your contract. You may allocate your purchase payments into subaccounts investing in shares of the funds.

Good order: We cannot process your transaction request relating to the contract until we have received the request in good order at our corporate office. “Good order” means the actual receipt of the requested transaction in writing, along with all information, forms and supporting legal documentation necessary to effect the transaction. To be in “good order,” your instructions must be sufficiently clear so that we do not need to exercise any discretion to follow such instructions. This information and documentation generally includes your completed request; the contract number; the transaction amount (in dollars); the names of and allocations to and/or from the subaccounts and the fixed account affected by the requested transaction; the signatures of all contract owners, exactly as registered on the contract, if necessary; Social Security Number or Taxpayer Identification Number; and any other information, forms or supporting documentation that we may require. With respect to purchase requests, “good order” also generally includes receipt of sufficient payment by us to effect the purchase. We may, in our sole discretion, determine whether any particular transaction request is in good order, and we reserve the right to change or waive any good order requirements at any time.

Guarantee Period: The number of successive 12-month periods that a guaranteed interest rate is credited.

Guarantee Period Accounts (GPAs): A nonunitized separate account to which you may allocate purchase payments or transfer contract value of at least $1,000. These accounts have guaranteed interest rates for guarantee periods we declare when you allocate purchase payments or transfer contract value to a GPA. These guaranteed rates and periods of time may vary by state. Unless an exception applies, transfers or withdrawals from a GPA done more than 30 days before the end of the guarantee period will receive a market value adjustment, which may result in a gain or loss of principal.

Market Value Adjustment (MVA): A positive or negative adjustment assessed if any portion of a Guarantee Period Account is withdrawn or transferred more than 30 days before the end of its guarantee period.

One-year fixed account: An account to which you may make allocations. Amounts you allocate to this account earn interest at rates that we declare periodically.

Owner (you, your): The person or persons identified in the contract as owner(s) of the contract, who has or have the right to control the contract (to decide on investment allocations, transfers, payout options, etc.). Usually, but not always, the owner is also the annuitant. During the owner’s life, the owner is responsible for taxes, regardless of whether he or she receives the contract’s benefits. When the contract is owned by a revocable trust, the annuitant selected should be the grantor of the trust to assure compliance with Section 72(s) of the Code.

Qualified annuity: A contract that you purchase to fund one of the following tax-deferred retirement plans that is subject to applicable federal law and any rules of the plan itself:

•	Individual Retirement Annuities (IRAs) including inherited IRAs under Section 408(b) of the Code

EVERGREEN PATHWAYS VARIABLE ANNUITY — PROSPECTUS 3

•	Roth IRAs including inherited Roth IRAs under Section 408A of the Code

•	Simplified Employee Pension (SEP) plans under Section 408(k) of the Code

•	Tax-Sheltered Annuity (TSA) rollovers under Section 403(b) of the Code

A qualified annuity will not provide any necessary or additional tax deferral if it is used to fund a retirement plan that is already tax deferred.

All other contracts are considered nonqualified annuities.

Retirement date: The date when annuity payouts are scheduled to begin.

Rider effective date: The date a rider becomes effective as stated in the rider.

RiverSource Life: In this prospectus, “we,” “us,” “our” and “RiverSource Life” refer to RiverSource Life Insurance Company.

Valuation date: Any normal business day, Monday through Friday, on which the NYSE is open, up to the close of business. At the close of business, the next valuation date begins. We calculate the accumulation unit value of each subaccount on each valuation date. If we receive your purchase payment or any transaction request (such as a transfer or withdrawal request) in good order at our corporate office before the close of business, we will process your payment or transaction using the accumulation unit value we calculate on the valuation date we received your payment or transaction request. On the other hand, if we receive your purchase payment or transaction request in good order at our corporate office at or after the close of business, we will process your payment or transaction using the accumulation unit value we calculate on the next valuation date. If you make a transaction request by telephone (including by fax), you must have completed your transaction by the close of business in order for us to process it using the accumulation unit value we calculate on that valuation date. If you were not able to complete your transaction before the close of business for any reason, including telephone service interruptions or delays due to high call volume, we will process your transaction using the accumulation unit value we calculate on the next valuation date.

Variable account: Consists of separate subaccounts to which you may allocate purchase payments; each invests in shares of one fund. The value of your investment in each subaccount changes with the performance of the particular fund.

Withdrawal value: The amount you are entitled to receive if you make a full withdrawal from your contract. It is the contract value minus any applicable charges.

 4  EVERGREEN PATHWAYS VARIABLE ANNUITY — PROSPECTUS

The Contract in Brief

This prospectus describes two contracts. Contract Option L offers a four year withdrawal charge schedule and investment options in the GPAs, one-year fixed account and/or the subaccounts. Contract Option C eliminates the withdrawal charge schedule in exchange for a higher mortality and expense risk fee and allows investment in the subaccounts only. Your investment professional can help you determine which contract is best suited to your needs based on factors such as your investment goals and how long you intend to invest.

Purpose: The purpose of these contracts is to allow you to accumulate money for retirement. You do this by making one or more purchase payments. For contract Option L, you may allocate your purchase payments to the GPAs, one-year fixed account and/or subaccounts. For contract Option C, you may allocate purchase payments to the subaccounts(1). These accounts, in turn, may earn returns that increase the value of a contract. If the contract value goes to zero due to underlying fund’s performance or deduction of fees, the contract will no longer be in force and the contract (including any death benefit riders) will terminate. Beginning at a specified time in the future called the retirement date, these contracts provide lifetime or other forms of payouts of your contract value (less any applicable premium tax).

It may have not been advantageous for you to purchase this contract in exchange for, or in addition to, an existing annuity or life insurance policy. Generally, you can exchange one annuity for another or for a long-term care policy in a “tax-free” exchange under Section 1035 of the Code. You can also do a partial exchange from one annuity contract to another annuity contract, subject to Internal Revenue Service (“IRS”) rules. You also generally can exchange a life insurance policy for an annuity. However, before making an exchange, you should compare both contracts carefully because the features and benefits may be different. Fees and charges may be higher or lower on your old contract than on this contract. You may have to pay a withdrawal charge when you exchange out of your old contract and a new withdrawal charge period will begin when you exchange into this contract. If the exchange does not qualify for Section 1035 treatment, you also may have to pay federal income tax on the distribution. State income taxes may also apply. You should not exchange your old contract for this contract, or buy this contract in addition to your old contract, unless you determine it is in your best interest. (See “Taxes-1035 Exchanges”.)

Tax-deferred retirement plans: Most annuities have a tax-deferred feature. So do many retirement plans under the Code. As a result, when you use a qualified annuity to fund a retirement plan that is tax-deferred, your contract will not provide any necessary or additional tax deferral for that retirement plan. A qualified annuity has features other than tax deferral that may help you reach your retirement goals. In addition, the Code subjects retirement plans to required withdrawals triggered at a certain age. These mandatory withdrawals are called required minimum distributions (“RMDs”). RMDs may reduce the value of certain death benefits and optional riders (see “Taxes — Qualified Annuities — Required Minimum Distributions”). You should consult your tax advisor before you purchase the contract as a qualified annuity for an explanation of the tax implications to you.

Accounts: Generally, you may allocate purchase payments to the GPAs, one-year fixed account and/or the subaccounts, depending on the contract option you select.

If you select contract Option L, you may allocate your purchase payments among any or all of:

•	the subaccounts, each of which invests in a fund with a particular investment objective. The value of each subaccount varies with the performance of the particular fund in which it invests. We cannot guarantee that the value at the retirement date will equal or exceed the total purchase payments you allocate to the subaccounts. (see “The Variable Account and the Funds”)

•	GPAs which earn interest at rates declared when you make an allocation to that account. The required minimum investment in each GPA is $1,000. These accounts may not be available in all states. (See “The Guarantee Period Accounts (GPAs)”)

•	one-year fixed account, which earns interest at rates that we adjust periodically. There are restrictions on the amount you can allocate to this account as well as on transfers from this account. (See “The One-Year Fixed Account”)

If you select contract Option C, you may allocate purchase payments to the subaccounts only.(1)

(1)	For applications dated May 1, 2003 or after investment in the GPAs and one year fixed account for contract Option C is not allowed in most states. For applications dated prior to May 1, 2003, Investment in the GPAs and one-year fixed account is not restricted in most states. Please check with your investment professional to determine which applies in your state.

Buying your contract: We no longer offer new contracts. However, you have the option of making additional purchase payments in the future.

Transfers: Subject to certain restrictions, you currently may redistribute your contract value among the accounts without charge at any time until annuity payouts begin, and once per contract year among the subaccounts after annuity payouts begin. Transfers out of the GPAs done more than 30 days before the end of the guarantee period will be subject to a MVA, unless an

EVERGREEN PATHWAYS VARIABLE ANNUITY — PROSPECTUS 5

exception applies. You may establish automated transfers among the accounts. We reserve the right to limit transfers to the GPAs and the one-year fixed account if the interest rate we are then currently crediting is equal to the minimum interest rate stated in the contract. (See “Making the Most of Your Contract — Transferring Among Accounts”).

Annuity payouts: You can apply your contract value, after reflecting any adjustments, to an annuity payout plan that begins on the retirement date. You may choose from a variety of plans to make sure that payouts continue as long as you like. The payout schedule must meet IRS requirements. We can make payouts on a fixed or variable basis, or both. During the annuity payout period, your choices for subaccounts may be limited. The GPAs are not available during the payout period. (See “The Annuity Payout Period”).

Optional benefits: These contracts offer optional features that are available for additional charges if you meet certain criteria. (see “Optional Benefits”)

Benefits in case of death: If you or the annuitant die before annuity payouts begin, we will pay the beneficiary an amount at least equal to the contract value. (see “Benefits in Case of Death”)

Withdrawals: You may withdraw all or part of your contract value at any time before the retirement date. You also may establish automated partial withdrawals. Withdrawals may be subject to charges and tax penalties (including a 10% IRS penalty that may apply if you make withdrawals prior to your reaching age 59 1/2) and may have other tax consequences. Certain other restrictions may apply. (See “Withdrawals”)

Taxes: Generally, income earned on your contract value grows tax-deferred until you make withdrawals or begin to receive payouts. (Under certain circumstances, IRS penalty taxes may apply.) The tax treatment of qualified and non-qualified annuities differs. Even if you direct payouts to someone else, you will be taxed on the income if you are the owner. (See “Taxes”).

 6  EVERGREEN PATHWAYS VARIABLE ANNUITY — PROSPECTUS

Expense Summary

The following tables describe the fees and expenses that you will pay when buying, owning and making a withdrawal from the contract. The first table describes the fees and expenses that you paid at the time that you bought the contract and will pay when you make a withdrawal from the contract. State premium taxes also may be deducted.

CONTRACT OWNER TRANSACTION EXPENSES

Withdrawal charge

(Contingent deferred sales charge as a percentage of the amount withdrawn)

You select either contract Option L or Option C at the time of application. Option C contracts have no withdrawal charge schedule but they carry higher mortality and expense risk fees than Option L contracts.

Contract year for	Withdrawal charge
Contract Option L	percentage

1-2	8%

3	7

4	6

5 and later	0

Withdrawal charge under Annuity Payout Plan E — Payouts for a specified period: If you are receiving variable annuity payments under this annuity payout plan, you can choose to take a withdrawal. The amount that you can withdraw is the present value of any remaining variable payouts. The discount rate we use in the calculation will be 5.17% for the assumed investment return of 3.5% and 6.67% for the assumed investment return of 5.0%. The withdrawal charge equals the present value of the remaining payouts using the assumed investment return minus the present value of the remaining payouts using the discount rate. (See “Charges — Withdrawal Charge” and “The Annuity Payout Period — Annuity Payout Plans.”)

The next two tables describe the fees and expenses that you will pay periodically during the time that you own the contract, not including fund fees and expenses.

ANNUAL VARIABLE ACCOUNT EXPENSES
(As a percentage of average daily subaccount value.)

You can choose either contract Option L or Option C and the death benefit guarantee provided. The combination you choose determines the fees you pay. The table below shows the combinations available to you and their cost.

	Variable account	Total mortality and	Total variable
If you select contract Option L and:	administrative charge	expense risk fee	account expenses

Return of Purchase Payment (ROP) death benefit	0.15%	1.25%	1.40%

Maximum Anniversary Value (MAV) death benefit	0.15	1.35	1.50

Enhanced Death Benefit (EDB)	0.15	1.55	1.70

If you select contract Option C and:

ROP death benefit	0.15	1.35	1.50

MAV death benefit	0.15	1.45	1.60

EDB	0.15	1.65	1.80

OTHER ANNUAL EXPENSES

Annual contract administrative charge	$40

(We will waive this charge when your contract value is $100,000 or more on the current contract anniversary.)

Benefit Protector Death Benefit Rider (Benefit Protector) fee	0.25%	*

(As a percentage of the contract value charged annually on the contract anniversary.)

Benefit Protector Plus Death Benefit Rider (Benefit Protector Plus) fee	0.40%	*

(As a percentage of the contract value charged annually on the contract anniversary.)

Guaranteed Minimum Income Benefit Rider (GMIB) fee	0.70%	**

(As a percentage of the GMIB benefit base charged annually on the contract anniversary.)

*	This fee applies only if you elect this optional feature.
**	For applications signed prior to May 1, 2003, the following current annual rider charges apply: GMIB — 0.30%.

EVERGREEN PATHWAYS VARIABLE ANNUITY — PROSPECTUS 7

ANNUAL OPERATING EXPENSES OF THE FUNDS
The next two tables describe the operating expenses of the funds that you may pay periodically during the time that you own the contract. These operating expenses are for the fiscal year ended Dec. 31, 2012, unless otherwise noted. The first table shows the minimum and maximum total operating expenses charged by the funds. The second table shows the total operating expenses charged by each fund. More detail concerning each fund’s fees and expenses is contained in the prospectus for each fund.

Minimum and maximum annual operating expenses for the funds

(Including management fee, distribution and/or service (12b-1) fees and other expenses)(1)

	Minimum	Maximum

Total expenses before fee waivers and/or expense reimbursements	0.60%	1.37%

(1)	Each fund deducts management fees and other expenses from fund assets. Fund assets include amounts you allocate to a particular fund. Funds may also charge 12b-1 fees that are used to finance any activity that is primarily intended to result in the sale of fund shares. Because 12b-1 fees are paid out of fund assets on an ongoing basis, you may pay more if you select subaccounts investing in funds that have adopted 12b-1 plans than if you select subaccounts investing in funds that have not adopted 12b-1 plans. The fund or the fund’s affiliates may pay us or our affiliates for promoting and supporting the offer, sale and servicing of fund shares. In addition, the fund’s distributor and/or investment adviser, transfer agent or their affiliates may pay us or our affiliates for various services we or our affiliates provide. The amount of these payments will vary by fund and may be significant. See “The Variable Account and the Funds” for additional information, including potential conflicts of interest these payments may create. For a more complete description of each fund’s fees and expenses and important disclosure regarding payments the fund and/or its affiliates make, please review the fund’s prospectus and SAI.

Total annual operating expenses for each fund*

(Before fee waivers and/or expense reimbursements, if applicable, as a percentage of average daily net assets)

				Acquired fund	Gross total
	Management	12b-1	Other	fees and	annual
Fund name**	fees	fees	expenses	expenses***	expenses

AllianceBernstein VPS Global Thematic Growth Portfolio (Class B)	0.75%	0.25%	0.24%	—%	1.24%

AllianceBernstein VPS Growth and Income Portfolio (Class B)	0.55	0.25	0.05	—	0.85

AllianceBernstein VPS Large Cap Growth Portfolio (Class B)	0.75	0.25	0.11	—	1.11

Columbia Variable Portfolio – Cash Management Fund (Class 3)	0.33	0.13	0.14	—	0.60	(1)

Columbia Variable Portfolio – Diversified Bond Fund (Class 3)	0.41	0.13	0.13	—	0.67

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3)**	0.57	0.13	0.12	—	0.82

Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3)**	0.66	0.13	0.14	0.01	0.94

Columbia Variable Portfolio – Mid Cap Growth Opportunity Fund (Class 3)	0.76	0.13	0.17	—	1.06	(1)

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 3)**	0.36	0.13	0.14	—	0.63

Fidelity® VIP Contrafund® Portfolio Service Class 2	0.56	0.25	0.08	—	0.89

Fidelity® VIP Growth Portfolio Service Class 2	0.56	0.25	0.10	—	0.91

Fidelity® VIP Mid Cap Portfolio Service Class 2	0.56	0.25	0.09	—	0.90

FTVIPT Franklin Small Cap Value Securities Fund – Class 2	0.51	0.25	0.16	—	0.92

FTVIPT Mutual Shares Securities Fund – Class 2	0.60	0.25	0.11	—	0.96

FTVIPT Templeton Foreign Securities Fund – Class 2	0.64	0.25	0.15	—	1.04

Invesco V.I. American Franchise Fund, Series II Shares**	0.68	0.25	0.30	—	1.23	(2)

Invesco V.I. Comstock Fund, Series II Shares**	0.56	0.25	0.29	—	1.10	(2)

Invesco V.I. Growth and Income Fund, Series II Shares**	0.56	0.25	0.28	—	1.09	(2)

Invesco V.I. Mid Cap Growth Fund, Series II Shares**	0.75	0.25	0.37	—	1.37	(2)

Invesco V.I. Value Opportunities Fund, Series II Shares**	0.70	0.25	0.32	—	1.27

MFS® New Discovery Series – Service Class	0.90	0.25	0.07	—	1.22

MFS® Total Return Series – Service Class	0.75	0.25	0.05	—	1.05	(3)

MFS® Utilities Series – Service Class	0.74	0.25	0.08	—	1.07

Morgan Stanley UIF U.S. Real Estate Portfolio, Class I Shares	0.80	—	0.30	—	1.10

Oppenheimer Capital Appreciation Fund/VA, Service Shares	0.69	0.25	0.12	—	1.06	(4)

Oppenheimer Global Fund/VA, Service Shares**	0.63	0.25	0.13	—	1.01

Oppenheimer Global Strategic Income Fund/VA, Service Shares	0.58	0.25	0.14	0.06	1.03	(5)

Oppenheimer Main Street Small Cap Fund®/VA, Service Shares**	0.69	0.25	0.14	—	1.08	(4)

 8  EVERGREEN PATHWAYS VARIABLE ANNUITY — PROSPECTUS

Total annual operating expenses for each fund* (continued)

(Before fee waivers and/or expense reimbursements, if applicable, as a percentage of average daily net assets)

				Acquired fund	Gross total
	Management	12b-1	Other	fees and	annual
Fund name**	fees	fees	expenses	expenses***	expenses

Putnam VT Global Health Care Fund – Class IB Shares	0.64%	0.25%	0.20%	—%	1.09%

Putnam VT Growth and Income Fund – Class IB Shares	0.49	0.25	0.14	—	0.88

Putnam VT International Equity Fund – Class IB Shares	0.71	0.25	0.18	—	1.14

Variable Portfolio – Partners Small Cap Value Fund (Class 3)	0.91	0.13	0.15	0.01	1.20	(1)

Wells Fargo Advantage VT International Equity Fund – Class 2	0.75	0.25	0.23	0.01	1.24	(6)

Wells Fargo Advantage VT Omega Growth Fund – Class 2	0.55	0.25	0.25	—	1.05	(6)

Wells Fargo Advantage VT Opportunity Fund – Class 2	0.65	0.25	0.20	0.01	1.11	(6)

Wells Fargo Advantage VT Small Cap Growth Fund – Class 2	0.75	0.25	0.19	0.01	1.20

Wells Fargo Advantage VT Small Cap Value Fund – Class 2	0.75	0.25	0.34	0.01	1.35	(6)

Wells Fargo Advantage VT Total Return Bond Fund – Class 2	0.40	0.25	0.29	0.01	0.95	(6)

*	The Funds provided the information on their expenses and we have not independently verified the information.

**	The previous fund names can be found in “The Variable Account and the Funds” section of the prospectus.

***	Includes fees and expenses incurred indirectly by the Fund as a result of its investment in other investment companies (also referred to as acquired funds).

(1)	Columbia Management Investment Advisers, LLC and certain of its affiliates have contractually agreed to waive and/or to reimburse expenses (excluding certain fees and expenses, such as transaction costs and certain other investment related expenses, interest, taxes, acquired fund fees and expenses, and extraordinary expenses) until April 30, 2014, unless sooner terminated at the sole discretion of the Fund’s Board of Trustees. Under this agreement, the Fund’s net operating expenses, subject to applicable exclusions, will not exceed the annual rate of 0.575% for Columbia Variable Portfolio – Cash Management Fund (Class 3), 0.995% for Columbia Variable Portfolio – Mid Cap Growth Opportunity Fund (Class 3) and 1.005% for Variable Portfolio – Partners Small Cap Value Fund (Class 3).

(2)	The Adviser has contractually agreed, through at least June 30, 2014, to waive advisory fees and/or reimburse expenses of Series II shares to the extent necessary to limit total annual fund operating expenses after fee waivers and/or expense reimbursements (excluding interest, taxes, dividend expense on short sales, extraordinary or non-routine items, including litigation expenses and expenses that the Fund has incurred but did not actually pay because of an expense offset arrangement) to 1.15% for Invesco V.I. American Franchise Fund, Series II Shares, 1.03% for Invesco V.I. Comstock Fund, Series II Shares, 1.03% for Invesco V.I. Growth and Income Fund, Series II Shares and 1.34% for Invesco V.I. Mid Cap Growth Fund, Series II Shares of average daily net assets. Unless the Board of Trustees and Invesco Advisers, Inc. mutually agree to amend or continue the fee waiver agreement, it will terminate on June 30, 2014.

(3)	Massachusetts Financial Services Company has agreed in writing to reduce its management fee to 0.70% of the fund’s average daily net assets annually in excess of $1 billion and 0.65% of the fund’s average daily net assets annually in excess of $2.5 billion to $3 billion. This written agreement will remain in effect until modified by the fund’s Board of Trustees, but such agreement will continue until at least April 30, 2014. After fee waivers, net expenses would be 1.02%.

(4)	The Manager has voluntarily agreed to limit the Fund’s expenses after payments, waivers and/or reimbursements and reduction to custodian expenses, excluding expenses incurred directly or indirectly by the Fund as a result of investments in other investment companies, wholly-owned subsidiaries and pooled investment vehicles; so that those expenses, as percentages of daily net assets, will not exceed the annual rate of 1.05% for Oppenheimer Capital Appreciation Fund/VA, Service Shares and 1.05% for Oppenheimer Main Street Small Cap Fund®/VA, Service Shares.

(5)	The Manager has contractually agreed to waive fees and/or reimburse Fund expenses in an amount equal to the indirect management fees incurred through the Fund’s investments in Oppenheimer Institutional Money Market Fund, Oppenheimer Short Duration Fund and the Master Funds. This fee waiver and/or expenses reimbursement may not be amended or withdrawn for one year from the date of the Fund’s prospectus, unless approved by the board. After fee waivers, net expenses would be 0.97%.

(6)	The Adviser has committed through April 30, 2014 to waive fees and/or reimburse expenses to the extent necessary to cap the Fund’s total annual fund operating expenses after fee waiver at 0.94% for Wells Fargo Advantage VT International Equity Fund – Class 2, 1.00% for Wells Fargo Advantage VT Omega Growth Fund – Class 2, 1.00% for Wells Fargo Advantage VT Opportunity Fund – Class 2, 1.14% for Wells Fargo Advantage VT Small Cap Value Fund – Class 2 and 0.90% for Wells Fargo Advantage VT Total Return Bond Fund – Class 2. Brokerage commissions, stamp duty fees, interest, taxes, acquired fund fees and expenses and extraordinary expenses are excluded from the cap. After this time, the cap may be increased or the commitment to maintain the cap may be terminated only with the approval of the Board of Trustees.

EVERGREEN PATHWAYS VARIABLE ANNUITY — PROSPECTUS 9

Examples
These examples are intended to help you compare the cost of investing in these contracts with the cost of investing in other variable annuity contracts. These costs include your transaction expenses, contract administrative charges(1), variable account annual expenses and fund fees and expenses.

These examples assume that you invest $10,000 in the contract for the time periods indicated. These examples also assume that your investment has a 5% return each year.

Maximum Expenses. These examples assume the most expensive combination of contract features and benefits and the maximum fees and expenses of any of the funds before fee waivers and/or expense reimbursements. They assume that you select the EDB and the GMIB. Although your actual costs may be lower, based on these assumptions your costs would be:

					If you do not withdraw your contract
	If you withdraw your contract				or if you select an annuity payout plan
	at the end of the applicable time period:				at the end of the applicable time period:
	1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years

Contract Option L with EDB	$1,234	$2,017	$2,201	$4,562	$428	$1,302	$2,201	$4,562

Contract Option C with EDB	438	1,332	2,250	4,652	438	1,332	2,250	4,652

Minimum Expenses. These examples assume the least expensive combination of contract features and benefits and the minimum fees and expenses of any of the funds before fee waivers and/or expense reimbursements. They assume that you select the ROP Death Benefit and do not select any optional benefits. Although your actual costs may be higher, based on these assumptions your costs would be:

					If you do not withdraw your contract
	If you withdraw your contract				or if you select an annuity payout plan
	at the end of the applicable time period:				at the end of the applicable time period:
	1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years

Contract Option L with ROP death benefit	$1,065	$1,506	$1,279	$2,705	$245	$751	$1,279	$2,705

Contract Option C with ROP death benefit	255	782	1,330	2,809	255	782	1,330	2,809

(1)	In these examples, the contract administrative charge is $40.

THE EXAMPLES ARE ILLUSTRATIVE ONLY. YOU SHOULD NOT CONSIDER THESE EXAMPLES AS A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES WILL BE HIGHER OR LOWER THAN THOSE SHOWN DEPENDING UPON WHICH OPTIONAL BENEFIT YOU ELECT OTHER THAN INDICATED IN THE EXAMPLES OR IF YOU ALLOCATE CONTRACT VALUE TO ANY OTHER AVAILABLE SUBACCOUNTS.

 10  EVERGREEN PATHWAYS VARIABLE ANNUITY — PROSPECTUS

Condensed Financial Information

You can find unaudited condensed financial information for the subaccounts representing the lowest and highest total annual variable account expense combinations in the Appendix.

Financial Statements

You can find our audited financial statements and the audited financial statements of the divisions, which are comprised of subaccounts, in the SAI. The SAI does not include audited financial statements for divisions that are new (if any) and have no activity as of the financial statements date.

The Variable Account and the Funds

Variable Account. The variable account was established under Indiana law on July 15, 1987, and the subaccounts are registered together as a single unit investment trust under the Investment Company Act of 1940 (the 1940 Act). This registration does not involve any supervision of our management or investment practices and policies by the SEC. All obligations arising under the contracts are general obligations of RiverSource Life.

The variable account meets the definition of a separate account under federal securities laws. We credit or charge income, capital gains and capital losses of each subaccount only to that subaccount. State insurance law prohibits us from charging a subaccount with liabilities of any other subaccount or of our general business. The variable account includes other subaccounts that are available under contracts that are not described in this prospectus.

Although the IRS has issued some guidance on investor control, the U.S. Treasury and the IRS may continue to examine this aspect of variable contracts and provide additional guidance on investor control. At this time, we do not know what the additional guidance will be or when action will be taken. We reserve the right to modify the contract, as necessary, so that the owner will not be subject to current taxation as the owner of the subaccount assets.

We intend to comply with all federal tax laws so that the contract continues to qualify as an annuity for federal income tax purposes. We reserve the right to modify the contract as necessary to comply with any new tax laws.

The Funds. This contract currently offers subaccounts investing in shares of the funds listed in the table below.

•	Investment objectives: The investment managers and advisers cannot guarantee that the funds will meet their investment objectives. Please read the funds’ prospectuses for facts you should know before investing. These prospectuses are available by contacting us at the address or telephone number on the first page of this prospectus.

•	Fund name and management: A fund underlying your contract in which a subaccount invests may have a name, portfolio manager, objectives, strategies and characteristics that are the same or substantially similar to those of a publicly-traded retail mutual fund. Despite these similarities, an underlying fund is not the same as any publicly-traded retail mutual fund. Each underlying fund will have its own unique portfolio holdings, fees, operating expenses and operating results. The results of each underlying fund may differ significantly from any publicly-traded retail mutual fund.

•	Eligible purchasers: All funds are available to serve as the underlying investments for variable annuities and variable life insurance policies. The funds are not available to the public (see “Fund Name and Management” above). Some funds also are available to serve as investment options for tax-deferred retirement plans. It is possible that in the future for tax, regulatory or other reasons, it may be disadvantageous for variable annuity accounts and variable life insurance accounts and/or tax-deferred retirement plans to invest in the available funds simultaneously. Although we and the funds’ providers do not currently foresee any such disadvantages, the boards of directors or trustees of each fund will monitor events in order to identify any material conflicts between annuity owners, policy owners and tax-deferred retirement plans and to determine what action, if any, should be taken in response to a conflict. If a board were to conclude that it should establish separate fund providers for the variable annuity, variable life insurance and tax-deferred retirement plan accounts, you would not bear any expenses associated with establishing separate funds. Please refer to the funds’ prospectuses for risk disclosure regarding simultaneous investments by variable annuity, variable life insurance and tax-deferred retirement plan accounts. Each fund intends to comply with the diversification requirements under Section 817(h) of the Code.

•	Private label: This contract is a “private label” variable annuity. This means the contract includes funds affiliated with the distributor of this contract. Purchase payments and contract values you allocate to subaccounts investing in any of the Wells Fargo Variable Trust Funds available under this contract are generally more profitable for the distributor and its affiliates than allocations you make to other subaccounts. In contrast, purchase payments and contract values you allocate to subaccounts investing in any of the affiliated funds are generally more profitable for us and our affiliates (see “Revenue we receive from the funds may create conflicts of interest”). These relationships may influence recommendations your

EVERGREEN PATHWAYS VARIABLE ANNUITY — PROSPECTUS 11

investment professional makes regarding whether you should invest in the contract, and whether you should allocate purchase payments or contract values to a particular subaccount.

•	Asset allocation programs may impact fund performance: Asset allocation programs in general may negatively impact the performance of an underlying fund. Even if you do not participate in an asset allocation program, a fund in which your subaccount invests may be impacted if it is included in an asset allocation program. Rebalancing or reallocation under the terms of the asset allocation program may cause a fund to lose money if it must sell large amounts of securities to meet a redemption request. These losses can be greater if the fund holds securities that are not as liquid as others, for example, various types of bonds, shares of smaller companies and securities of foreign issuers. A fund may also experience higher expenses because it must sell or buy securities more frequently than it otherwise might in the absence of asset allocation program rebalancing or reallocations. Because asset allocation programs include periodic rebalancing and may also include reallocation, these effects may occur under any asset allocation program we offer or under asset allocation programs used in conjunction with the contracts and plans of other eligible purchasers of the funds.

•	Funds available under the contract: We seek to provide a broad array of underlying funds taking into account the fees and charges imposed by each fund and the contract charges we impose. We select the underlying funds in which the subaccounts initially invest and when there is substitution (see “Substitution of Investments”). We also make all decisions regarding which funds to retain in a contract, which funds to add to a contract and which funds will no longer be offered in a contract. In making these decisions, we may consider various objective and subjective factors. Objective factors include, but are not limited to fund performance, fund expenses, classes of fund shares available, size of the fund and investment objectives and investing style of the fund. Subjective factors include, but are not limited to, investment sub-styles and process, management skill and history at other funds and portfolio concentration and sector weightings. We also consider the levels and types of revenue including, but not limited to, expense payments and non-cash compensation a fund, its distributor, investment adviser, subadviser, transfer agent or their affiliates pay us and our affiliates. This revenue includes, but is not limited to compensation for administrative services provided with respect to the fund and support of marketing and distribution expenses incurred with respect to the fund.

•	Revenue we receive from the funds may create potential conflicts of interest: We or our affiliates receive from each of the funds, or the funds’ affiliates, varying levels and types of revenue, including but not limited to expense payments and non-cash compensation. The amount of this revenue and how it is computed varies by fund, may be significant and may create potential conflicts of interest. The greatest amount and percentage of revenue we and our affiliates receive comes from assets allocated to subaccounts investing in the funds that are managed by our affiliates Columbia Management Investment Advisers, LLC (Columbia Management Investment Advisers) or Columbia Wanger Asset Management, LLC (Columbia Wanger Asset Management) (affiliated funds). Employee compensation and operating goals at all levels are tied to the success of Ameriprise Financial, Inc. and its affiliates, including us. Certain employees may receive higher compensation and other benefits based, in part, on contract values that are invested in the affiliated funds. We or our affiliates receive revenue which ranges up to 0.69% of the average daily net assets invested in the underlying funds through this and other contracts we and our affiliate issue. We or our affiliates may also receive revenue which ranges up to 0.04% of aggregate, net or anticipated sales of underlying funds through this and other contracts we and our affiliate issue. Please see the SAI for a table that ranks the underlying funds according to total dollar amounts they and their affiliates paid us or our affiliates in the prior calendar year.

Expense payments, non-cash compensation and other forms of revenue may influence recommendations your investment professional makes regarding whether you should invest in the contract and whether you should allocate purchase payments or contract value to a subaccount that invests in a particular fund (see “About the Service Providers”).

The revenue we or our affiliates receive from a fund or its affiliates is in addition to revenue we receive from the charges you pay when buying, owning and making a withdrawal from the contract (see “Expense Summary”). However, the revenue we or our affiliates receive from a fund or its affiliates may come, at least in part, from the fund’s fees and expenses you pay indirectly when you allocate contract value to the subaccount that invests in that fund.

•	Why revenues are paid to us: In accordance with applicable laws, regulations and the terms of the agreements under which such revenue is paid, we or our affiliates may receive these revenues including, but not limited to expense payments and non-cash compensation for various purposes:

•	Compensating, training and educating investment professionals who sell the contracts.

•	Granting access to our employees whose job it is to promote sales of the contracts by authorized selling firms and their investment professionals, and granting access to investment professionals of our affiliated selling firms.

•	Activities or services we or our affiliates provide that assist in the promotion and distribution of the contracts including promoting the funds available under the contracts to prospective and existing contract owners, authorized selling firms and investment professionals.

 12  EVERGREEN PATHWAYS VARIABLE ANNUITY — PROSPECTUS

•	Providing sub-transfer agency and shareholder servicing to contract owners.

•	Promoting, including and/or retaining the fund’s investment portfolios as underlying investment options in the contracts.

•	Advertising, printing and mailing sales literature, and printing and distributing prospectuses and reports.

•	Furnishing personal services to contract owners, including education of contract owners, answering routine inquiries regarding a fund, maintaining accounts or providing such other services eligible for service fees as defined under the rules of the Financial Industry Regulatory Authority (FINRA).

•	Subaccounting, transaction processing, recordkeeping and administration.

•	Sources of revenue received from affiliated funds: The affiliated funds are managed by Columbia Management Investment Advisers or Columbia Wanger Asset Management. The sources of revenue we receive from these affiliated funds, or from affiliates of these funds, may include, but are not necessarily limited to, the following:

•	Assets of the fund’s adviser and transfer agent or an affiliate. The revenue resulting from these sources may be based either on a percentage of average daily net assets of the fund or on the actual cost of certain services we provide with respect to the fund. We may receive this revenue either in the form of a cash payment or it may be allocated to us.

•	Compensation paid out of 12b-1 fees that are deducted from fund assets and disclosed in the “12b-1 fees” column of the “Annual Operating Expenses of the Funds” table.

•	Sources of revenue received from unaffiliated funds: The unaffiliated funds are not managed by an affiliate of ours. The sources of revenue we receive from these unaffiliated funds, or the funds’ affiliates, may include, but are not necessarily limited to, the following:

•	Assets of the fund’s adviser, subadviser, transfer agent or an affiliate of these and assets of the fund’s distributor or an affiliate. The revenue resulting from these sources usually is based on a percentage of average daily net assets of the fund but there may be other types of payment arrangements.

•	Compensation paid out of 12b-1 fees that are deducted from fund assets and disclosed in the “12b-1 fees” column of the “Annual Operating Expenses of the Funds” table.

EVERGREEN PATHWAYS VARIABLE ANNUITY — PROSPECTUS 13

You may allocate purchase payments and transfers to any or all of the subaccounts of the variable account that invest in shares of the following funds:

Investing In	Investment Objective and Policies	Investment Adviser
AllianceBernstein VPS Global Thematic Growth Portfolio (Class B)	Seeks long-term growth of capital.	AllianceBernstein L.P.

AllianceBernstein VPS Growth and Income Portfolio (Class B)	Seeks long-term growth of capital.	AllianceBernstein L.P.

AllianceBernstein VPS Large Cap Growth Portfolio (Class B)	Seeks long-term growth of capital.	AllianceBernstein L.P.

Columbia Variable Portfolio – Cash Management Fund (Class 3)	Seeks maximum current income consistent with liquidity and stability of principal.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Diversified Bond Fund (Class 3)	Seeks high level of current income while attempting to conserve the value of the investment for the longest period of time.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3) (previously Columbia Variable Portfolio – Diversified Equity Income Fund (Class 3))	Seeks high level of current income and, as a secondary goal, steady growth of capital.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3) (previously Columbia Variable Portfolio – Dynamic Equity Fund (Class 3))	Seeks capital appreciation.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Mid Cap Growth Opportunity Fund (Class 3)	Seeks growth of capital.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 3) (previously Columbia Variable Portfolio – Short Duration U.S. Government Fund (Class 3))	Seeks high level of current income and safety of principal consistent with investment in U.S. government and government agency securities.	Columbia Management Investment Advisers, LLC

 14  EVERGREEN PATHWAYS VARIABLE ANNUITY — PROSPECTUS

Investing In	Investment Objective and Policies	Investment Adviser
Fidelity® VIP Contrafund® Portfolio Service Class 2	Seeks long-term capital appreciation. Normally invests primarily in common stocks. Invests in securities of companies whose value it believes is not fully recognized by the public. Invests in either “growth” stocks or “value” stocks or both. The fund invests in domestic and foreign issuers.	Fidelity Management & Research Company (FMR) is the fund’s manager. FMR Co., Inc. (FMRC) and other investment advisers serve as sub-advisers for the fund.

Fidelity® VIP Growth Portfolio Service Class 2	Seeks to achieve capital appreciation. Normally invests primarily in common stocks. Invests in companies that it believes have above-average growth potential (stocks of these companies are often called “growth” stocks). The Fund invests in domestic and foreign issuers.	Fidelity Management & Research Company (FMR) is the fund’s manager. FMR Co., Inc. (FMRC) and other investment advisers serve as sub-advisers for the fund.

Fidelity® VIP Mid Cap Portfolio Service Class 2	Seeks long-term growth of capital. Normally invests primarily in common stocks. Normally invests at least 80% of assets in securities of companies with medium market capitalizations. May invest in companies with smaller or larger market capitalizations. Invests in domestic and foreign issuers. The Fund invests in either “growth” or “value” common stocks or both.	Fidelity Management & Research Company (FMR) is the fund’s manager. FMR Co., Inc. (FMRC) and other investment advisers serve as sub-advisers for the fund.

FTVIPT Franklin Small Cap Value Securities Fund – Class 2	Seeks long-term total return. Under normal market conditions, the fund invests at least 80% of its net assets in investments of small capitalization companies.	Franklin Advisory Services, LLC

FTVIPT Mutual Shares Securities Fund – Class 2	Seeks capital appreciation, with income as a secondary goal. Under normal market conditions, the fund invests primarily in U.S. and foreign equity securities that the investment manager believes are undervalued.	Franklin Mutual Advisers, LLC

FTVIPT Templeton Foreign Securities Fund – Class 2	Seeks long-term capital growth. Under normal market conditions, the fund invests at least 80% of its net assets in investments of issuers located outside the U.S., including those in emerging markets.	Templeton Investment Counsel, LLC

Invesco V.I. American Franchise Fund, Series II Shares (previously Invesco Van Kampen V.I. – American Franchise Fund, Series II Shares)	Seeks capital growth.	Invesco Advisers, Inc.

Invesco V.I. Comstock Fund, Series II Shares (previously Invesco Van Kampen V.I. – Comstock Fund, Series II Shares)	Seeks capital growth and income through investments in equity securities, including common stocks, preferred stocks and securities convertible into common and preferred stocks.	Invesco Advisers, Inc.

Invesco V.I. Growth and Income Fund, Series II Shares (previously Invesco Van Kampen V.I. – Growth and Income Fund, Series II Shares)	Seeks long-term growth of capital and income.	Invesco Advisers, Inc.

EVERGREEN PATHWAYS VARIABLE ANNUITY — PROSPECTUS 15

Investing In	Investment Objective and Policies	Investment Adviser
Invesco V.I. Mid Cap Growth Fund, Series II Shares (previously Invesco Van Kampen V.I. – Mid Cap Growth Fund, Series II Shares)	Seeks capital growth.	Invesco Advisers, Inc.

Invesco V.I. Value Opportunities Fund, Series II Shares (previously Invesco Van Kampen V.I. – Value Opportunities Fund, Series II Shares)	Seeks long-term growth of capital.	Invesco Advisers, Inc.

MFS® New Discovery Series – Service Class	Seeks capital appreciation.	MFS® Investment Management

MFS® Total Return Series – Service Class	Seeks total return.	MFS® Investment Management

MFS® Utilities Series – Service Class	Seeks total return.	MFS® Investment Management

Morgan Stanley UIF U.S. Real Estate Portfolio, Class I Shares	Seeks to provide above average current income and long-term capital appreciation by investing primarily in equity securities of companies in the U.S. real estate industry, including real estate investment trusts.	Morgan Stanley Investment Management Inc.

Oppenheimer Capital Appreciation Fund/VA, Service Shares	Seeks capital appreciation by investing in securities of well-known, established companies.	OFI Global Asset Management, Inc., adviser; OppenheimerFunds, Inc., sub-adviser.

Oppenheimer Global Fund/VA, Service Shares (previously Oppenheimer Global Securities Fund/VA, Service Shares)	Seeks long-term capital appreciation by investing a substantial portion of its assets in securities of foreign issuers, “growth-type” companies, cyclical industries and special situations that are considered to have appreciation possibilities.	OFI Global Asset Management, Inc., adviser; OppenheimerFunds, Inc., sub-adviser.

Oppenheimer Global Strategic Income Fund/VA, Service Shares	Seeks a high level of current income principally derived from interest on debt securities.	OFI Global Asset Management, Inc., adviser; OppenheimerFunds, Inc., sub-adviser.

Oppenheimer Main Street Small Cap Fund®/VA, Service Shares (previously Oppenheimer Main Street Small – & Mid-Cap Fund®/VA, Service Shares)	Seeks capital appreciation.	OFI Global Asset Management, Inc., adviser; OppenheimerFunds, Inc., sub-adviser.

Putnam VT Global Health Care Fund – Class IB Shares	Seeks capital appreciation.	Putnam Investment Management, LLC, adviser; Putnam Advisory Company, LLC, sub-adviser; and Putnam Investments Limited

Putnam VT Growth and Income Fund – Class IB Shares	Seeks capital growth and current income.	Putnam Investment Management, LLC, adviser; Putnam Advisory Company, LLC, sub-adviser; and Putnam Investments Limited

 16  EVERGREEN PATHWAYS VARIABLE ANNUITY — PROSPECTUS

Investing In	Investment Objective and Policies	Investment Adviser
Putnam VT International Equity Fund – Class IB Shares	Seeks capital appreciation.	Putnam Investment Management, LLC, adviser; Putnam Advisory Company, LLC, sub-adviser; and Putnam Investments Limited

Variable Portfolio – Partners Small Cap Value Fund (Class 3)	Seeks long-term capital appreciation.	Columbia Management Investment Advisers, LLC, adviser; Barrow, Hanley, Mewhinney & Strauss, Inc., Denver Investment Advisors LLC, Donald Smith & Co., Inc., River Road Asset Management, LLC and Turner Investment Partners, Inc., subadvisers.

Wells Fargo Advantage VT International Equity Fund – Class 2	Seeks long-term capital appreciation.	Wells Fargo Funds Management, LLC, adviser; Wells Capital Management Inc., sub-adviser.

Wells Fargo Advantage VT Omega Growth Fund – Class 2	Seeks long-term capital appreciation.	Wells Fargo Funds Management, LLC, adviser; Wells Capital Management Inc., sub-adviser

Wells Fargo Advantage VT Opportunity Fund – Class 2	Seeks long-term capital appreciation.	Wells Fargo Funds Management, LLC, adviser; Wells Capital Management Inc., sub-adviser.

Wells Fargo Advantage VT Small Cap Growth Fund – Class 2	Seeks long-term capital appreciation.	Wells Fargo Funds Management, LLC, adviser; Wells Capital Management Inc., sub-adviser.

Wells Fargo Advantage VT Small Cap Value Fund – Class 2	Seeks long-term capital appreciation.	Wells Fargo Funds Management, LLC, adviser; Wells Capital Management Inc., sub-adviser.

Wells Fargo Advantage VT Total Return Bond Fund – Class 2	Seeks total return consisting of income and capital appreciation.	Wells Fargo Funds Management, LLC, adviser; Wells Capital Management Inc., sub-adviser.

The Guarantee Period Accounts (GPAs)

Investment in the GPAs is not available under contract Option C(1).

The GPAs may not be available in some states.

(1)	For applications dated May 1, 2003 or after, investment in the GPAs for contract Option C is not allowed in most states. For applications dated prior to May 1, 2003, investment in the GPAs is not restricted in most states. Please check with your investment professional to determine which applies in your state.

For contract Option L, you may allocate purchase payments to one or more of the GPAs with guarantee periods declared by us. The minimum required investment in each GPA is $1,000. There are restrictions on the amount you can allocate to these accounts as well as on transfers from these accounts (see “Buying Your Contract” and “Transfer policies”). These accounts are not available in all states and are not offered after annuity payouts begin.

Each GPA pays an interest rate that is declared when you make an allocation to that account. That interest rate is then fixed for the guarantee period that you chose. We will periodically change the declared interest rate for any future allocations to these accounts, but we will not change the rate paid on money currently in a GPA.

The interest rates that we will declare as guaranteed rates in the future are determined by us at our discretion (“future rates”). We will determine future rates based on various factors including, but not limited to, the interest rate environment, returns we earn on investments in the nonunitized separate account we have established for the GPAs, the rates currently in effect for new and existing RiverSource Life annuities, product design, competition and RiverSource Life’s revenues and other expenses. We cannot predict nor can we guarantee what future rates will be.

You may transfer or withdraw contract value out of the GPAs within 30 days before the end of the guarantee period without receiving a MVA (see “Market Value Adjustment (MVA)” below.) During this 30 day window you may choose to start a new

EVERGREEN PATHWAYS VARIABLE ANNUITY — PROSPECTUS 17

guarantee period of the same length, transfer the contract value to another GPA, transfer the contract value to any of the subaccounts, or withdraw the contract value from the contract (subject to applicable withdrawal provisions). If we do not receive any instructions at the end of your guarantee period our current practice is to automatically transfer the contract value into the one-year fixed account.

We hold amounts you allocate to the GPAs in a “nonunitized” separate account. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the GPAs. State insurance law prohibits us from charging this separate account with liabilities of any other separate account or of our general business. We own the assets of this separate account as well as any favorable investment performance of those assets. You do not participate in the performance of the assets held in this separate account. We guarantee all benefits relating to your value in the GPAs. This guarantee is based on the continued claims-paying ability of the company’s general account. You should be aware that our general account is exposed to the risks normally associated with a portfolio of fixed-income securities, including interest rate, option, liquidity and credit risk. You should also be aware that we issue other types of insurance and financial products as well, and we also pay our obligations under these products from assets in our general account. Our general account is not segregated or insulated from the claims of our creditors. The financial statements contained in the SAI include a further discussion of the risks inherent within the investments of the general account.

We intend to construct and manage the investment portfolio relating to the separate account in such a way as to minimize the impact of fluctuations by interest rates. We seek to achieve this by constructing a portfolio of assets with a price sensitivity to interest rate changes (i.e., price duration) that is similar to the price duration of the corresponding portfolio of liabilities.

We must invest this portfolio of assets in accordance with requirements established by applicable state laws regarding the nature and quality of investments that life insurance companies may make and the percentage of their assets that they may commit to any particular type of investment. Our investment strategy will incorporate the use of a variety of debt instruments having price durations tending to match the applicable guarantee periods. These instruments include, but are not necessarily limited to, the following:

•	Securities issued by the U.S. government or its agencies or instrumentalities, which issues may or may not be guaranteed by the U.S. government;

•	Debt securities that have an investment grade, at the time of purchase, within the four highest grades assigned by any of three nationally recognized rating agencies — Standard & Poor’s, Moody’s Investors Service or Fitch (formerly Duff & Phelps) — or are rated in the two highest grades by the National Association of Insurance Commissioners;

•	Other debt instruments which are unrated or rated below investment grade, limited to 10% of assets at the time of purchase; and

•	Real estate mortgages, limited to 45% of portfolio assets at the time of acquisition.

In addition, options and futures contracts on fixed income securities will be used from time to time to achieve and maintain appropriate investment and liquidity characteristics on the overall asset portfolio.

While this information generally describes our investment strategy, we are not obligated to follow any particular strategy except as may be required by federal law and Indiana and other state insurance laws.

MARKET VALUE ADJUSTMENT (MVA)
We guarantee the contract value allocated to your GPA, including the interest credited, if you do not make any transfers or withdrawals from that GPA prior to 30 days before the end of the Guarantee Period. However, we will apply an MVA if a transfer or withdrawal occurs prior to this time, unless the transfer is an automated transfer from the two-year GPA as part of a dollar-cost averaging program or an Interest Sweep strategy. The MVA also affects amounts withdrawn from a GPA prior to 30 days before the end of the Guarantee Period that are used to purchase payouts under an annuity payout plan. We will refer to all of these transactions as “early withdrawals” in the discussion below.

When you request an early withdrawal, we adjust the early withdrawal amount by an MVA formula. The early withdrawal amount reflects the relationship between the guaranteed interest rate you are earning in your current GPA and the interest rate we are crediting on new GPAs that end at the same time as your current GPA.

The MVA is sensitive to changes in current interest rates. The magnitude of any applicable MVA will depend on our current schedule of guaranteed interest rates at the time of the withdrawal, the time remaining in your Guarantee Period and your guaranteed interest rate. The MVA is negative, zero or positive depending on how the guaranteed interest rate on your GPA compares to the interest rate of a new GPA for the same number of years as the Guarantee Period remaining on your GPA. This is summarized in the following table.

If your GPA rate is:	The MVA is:

Less than the new GPA rate + 0.10%	Negative

Equal to the new GPA rate + 0.10%	Zero

Greater than the new GPA rate + 0.10%	Positive

 18  EVERGREEN PATHWAYS VARIABLE ANNUITY — PROSPECTUS

General Examples
As the examples below demonstrate, the application of an MVA may result in either a gain or loss of principal. We refer to all of the transactions described below as “early withdrawals.”

Assume:

•	You purchase a contract and allocate part of your purchase payment to the ten-year GPA.

•	We guarantee an interest rate of 3.0% annually for your ten-year Guarantee Period.

•	After three years, you decide to make a withdrawal from your GPA. In other words, there are seven years left in your Guarantee Period.

Remember that the MVA depends partly on the interest rate of a new GPA for the same number of years as the Guarantee Period remaining on your GPA. In this case, that is seven years.

Example 1: Remember that your GPA is earning 3.0%. Assume at the time of your withdrawal new GPAs that we offer with a seven-year Guarantee Period are earning 3.5%. We add 0.10% to the 3.5% rate to get 3.6%. Your GPA’s 3.0% rate is less than the 3.6% rate so the MVA will be negative.

Example 2: Remember again that your GPA is earning 3.0%, and assume that new GPAs that we offer with a seven-year Guarantee Period are earning 2.5%. We add 0.10% to the 2.5% rate to get 2.6%. In this example, since your GPA’s 3.0% rate is greater than the 2.6% rate, the MVA will be positive. To determine that adjustment precisely, you will have to use the formula described below.

Sample MVA Calculations
The precise MVA formula we apply is as follows:

Early withdrawal amount ×	[(	1 + i 1 + j + .001	)n/12	– 1]	= MVA

Where	i	=	rate earned in the GPA from which amounts are being transferred or withdrawn.
	j	=	current rate for a new Guaranteed Period equal to the remaining term in the current Guarantee Period.
	n	=	number of months remaining in the current Guarantee Period (rounded up).

Examples
Using assumptions similar to those we used in the examples above:

•	You purchase a contract and allocate part of your purchase payment to the ten-year GPA.

•	We guarantee an interest rate of 3.0% annually for your ten-year Guarantee Period.

•	After three years, you decide to make a $1,000 withdrawal from your GPA. In other words, there are seven years left in your Guarantee Period.

Example 1: You request an early withdrawal of $1,000 from your ten-year GPA earning a guaranteed interest rate of 3.0%. Assume at the time of your withdrawal new GPAs that we offer with a seven-year Guarantee Period are earning 3.5%. Using the formula above, we determine the MVA as follows:

$1,000 ×	[(	1.030 1 + .035 + .001	)84/12	– 1]	= –$39.84

In this example, the MVA is a negative $39.84.

Example 2: You request an early withdrawal of $1,000 from your ten-year GPA earning a guaranteed interest rate of 3.0%. Assume at the time of your withdrawal new GPAs that we offer with a seven-year Guarantee Period are earning 2.5%. Using the formula above, we determine the MVA as follows:

$1,000 ×	[(	1.030 1 + .025 + .001	)84/12	– 1]	= $27.61

In this example, the MVA is a positive $27.61.

Please note that when you allocate your purchase payment to the ten-year GPA and your purchase payment is in its fourth year from receipt at the beginning of the Guarantee Period, your withdrawal charge percentage is 6% due to the withdrawal charge schedule under contract Option L. (See “Charges — Withdrawal Charge.”) We do not apply MVAs to the amounts we deduct for withdrawal charges, so we would deduct the withdrawal charge from your early withdrawal after we applied the MVA. Also note that when you request an early withdrawal, we withdraw an amount from your GPA that will give you the net

EVERGREEN PATHWAYS VARIABLE ANNUITY — PROSPECTUS 19

amount you requested after we apply the MVA (and any applicable withdrawal charge schedule under contract Option L), unless you request otherwise.

The current interest rate we offer on the GPA will change periodically at our discretion. It is the rate we are then paying on purchase payments, renewals and transfers paid under this class of contracts for Guarantee Period durations equaling the remaining Guarantee Period of the GPA to which the formula is being applied.

We will not apply MVAs to amounts withdrawn for annual contract charges, to amounts we pay as death claims or to automatic transfers from the two-year GPA as part of a dollar-cost averaging program or an Interest Sweep Strategy.

The Fixed Account

The fixed account is our general account. Amounts allocated to the fixed account become part of our general account. The fixed account includes the one-year fixed account. We credit interest on amounts you allocate to the fixed account at rates we determine from time to time in our discretion. These rates will be based on various factors including, but not limited to, the interest rate environment, returns we earn on our general account investments, the rates currently in effect for new and existing RiverSource Life annuities, product design, competition, and RiverSource Life’s revenues and expenses. The guaranteed minimum interest rate on amounts invested in the fixed account may vary by state but will not be lower than state law allows. We back the principal and interest guarantees relating to the fixed account. These guarantees are based on the continued claims-paying ability of RiverSource Life.

The fixed account is not required to be registered with the SEC. The SEC staff does not review the disclosures in this prospectus on the fixed account, however, disclosures regarding the fixed account may be subject to certain generally applicable provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

ONE-YEAR FIXED ACCOUNT
Investment in the one-year fixed account is not available for contract Option C.(1)

For contract Option L, you may allocate purchase payments or transfer accumulated value to the one-year fixed account. Some states may restrict the amount you can allocate to this account. We back the principal and interest guarantees relating to the one-year fixed account. These guarantees are based on the continued claims-paying ability of the company’s general account. The value of the one-year fixed account increases as we credit interest to the account. Purchase payments and transfers to the one-year fixed account become part of our general account. You should be aware that our general account is exposed to the risks normally associated with a portfolio of fixed-income securities, including interest rate, option, liquidity and credit risk. The financial statements contained in the SAI include a further discussion of the risks inherent within the investments of the general account. We credit and compound interest daily based on a 365-day year (366 in a leap year) so as to produce the annual effective rate which we declare. The interest rate we apply to each purchase payment or transfer to the one-year fixed account is guaranteed for one year.

There are restrictions on the amount you can allocate to this account as well as on transfers from this account. (see “Making the Most of Your Contract — Transfer policies”)

The one-year fixed account is not required to be registered with the SEC. The SEC staff does not review the disclosures in this prospectus on the one-year fixed account, however, disclosures regarding the one-year fixed account may be subject to certain generally applicable provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

(1)	For applications dated May 1, 2003 or after, investment in the one-year fixed account for Contract Option C is not allowed in most states. For applications dated prior to May 1, 2003, investment in the one-year fixed account was not restricted in most states. Please check with your investment professional to determine if this restriction applies to your state.

Buying Your Contract

New contracts are not currently being offered. We are required by law to obtain personal information from you which we will use to verify your identity. If you do not provide this information we reserve the right to refuse to issue your contract or take other steps we deem reasonable. As the owner, you have all rights and may receive all benefits under the contract. Generally, you can own different contracts with the same underlying funds. These contracts have different mortality and expense risk fees, withdrawal charges and may offer purchase payment credits. For information on these contracts, please call us at the telephone number listed on the first page of this prospectus or ask your investment professional.

 20  EVERGREEN PATHWAYS VARIABLE ANNUITY — PROSPECTUS

You can own a nonqualified annuity in joint tenancy with rights of survivorship only in spousal situations. You cannot own a qualified annuity in joint tenancy. You can become an owner if you are 90 or younger. (The age limit may be younger for qualified annuities in some states.)

When you applied, you selected (if available in your state):

•	contract Option L or Option C;

•	a death benefit option(1);

•	the optional Benefit Protector Death Benefit Rider(2);

•	the optional Benefit Protector Plus Death Benefit Rider(2);

•	the optional Guaranteed Minimum Income Benefit Rider(3);

•	the GPAs, the one-year fixed account and/or subaccounts in which you want to invest(4);

•	how you want to make purchase payments; and

•	a beneficiary.

(1)	If you and the annuitant are 79 or younger at contract issue, you may select from either the ROP death benefit, MAV death benefit or EDB. If you or the annuitant are 80 or older at contract issue, the ROP death benefit will apply. EDB may not be available in all states.
(2)	Not available with the EDB. May not be available in all states.
(3)	Available at the time you purchase your contract if the annuitant is 75 or younger at contract issue and you also select the EDB. May not be available in all states.
(4)	For applications dated May 1, 2003 or after, investment in the GPA account and the one-year fixed account for Contract Option C is not allowed in most states. For applications dated prior to May 1, 2003, investment in the GPA account and the one-year fixed account was not restricted in most states. Please check with your investment professional to determine whether this restriction applies to your state. GPAs are not available under contracts issued in Maryland, Oregon, Pennsylvania, or Washington and may not be available in other states.

The contract provides for allocation of purchase payments to the subaccounts of the variable account, to the GPAs and/or to the one-year fixed account in even 1% increments subject to the $1,000 minimum investment for the GPAs. For Contract Option L contracts with applications signed on or after June 16, 2003, the amount of any purchase payment allocated to the GPAs and the one-year fixed account in total cannot exceed 30% of the purchase payment. More than 30% of a purchase payment may be so allocated if you establish a dollar cost averaging arrangement with respect to the purchase payment according to procedures currently in effect, or you are participating according to the rules of an asset allocation model portfolio program available under the contract, if any.

We apply your purchase payments to the GPAs, one-year fixed account and subaccounts you select. If we receive your purchase payment at our corporate office before the close of business, we will credit any portion of that payment allocated to the subaccounts using the accumulation unit value we calculate on the valuation date we received the payment. If we receive your purchase payment at our administrative office at or after the close of business, we will credit any portion of that payment allocated to the subaccounts using the accumulation unit value we calculate on the next valuation date after we received the payment.

You may make monthly payments to your contract under a SIP. To begin the SIP, you will complete and send a form and your first SIP payment along with your application. There is no charge for SIP. You can stop your SIP payments at any time.

In most states, you may make additional purchase payments to nonqualified and qualified annuities until the retirement date.

THE RETIREMENT DATE
Annuity payouts are scheduled to begin on the retirement date. When we processed your application, we established the retirement date to be the maximum age (or contract anniversary if applicable) for nonqualified annuities and Roth IRAs and for qualified annuities the date specified below. You can also select a date within the maximum limits. Your selected date can align with your actual retirement from a job, or it can be a different future date, depending on your needs and goals and on certain restrictions. You also can change the retirement date, provided you send us written instructions at least 30 days before annuity payouts begin.

For nonqualified annuities and Roth IRAs, the retirement date must be:

•	no earlier than the 30th day after the contract’s effective date; and

•	no later than the annuitant’s 85th birthday or the tenth contract anniversary, if purchased after age 75, or such other date as agreed upon by us.

For qualified annuities except Roth IRAs, to comply with IRS regulations, the retirement date generally must be:

•	for IRAs, by April 1 of the year following the calendar year when the annuitant reaches age 70 1/2; or

•	for all other qualified annuities, by April 1 of the year following the calendar year when the annuitant reaches age 70 1/2 or, if later, retires (except that 5% business owners may not select a retirement date that is later than April 1 of the year following the calendar year when they reach age 70 1/2).

EVERGREEN PATHWAYS VARIABLE ANNUITY — PROSPECTUS 21

If you satisfy your required minimum distributions in the form of partial withdrawals from this contract, annuity payouts can start as late as the annuitant’s 85th birthday or the tenth contract anniversary, if later, or a date that has been otherwise agreed to by us.

Contract owners of IRAs and TSAs may also be able to satisfy minimum distributions using other IRAs or TSAs, and in that case, may delay the annuity payout start date for this contract.

BENEFICIARY
We will pay to your named beneficiary the death benefit if it becomes payable before the retirement date while the contract is in force and before annuity payouts begin. If there is more than one beneficiary, we will pay each beneficiary’s designated share when we receive their completed claim. A beneficiary will bear the investment risk of the variable account until we receive the beneficiary’s completed claim. If there is no named beneficiary, the default provisions of your contract will apply. (See “Benefits in Case of Death” for more about beneficiaries.)

PURCHASE PAYMENTS
Purchase payment amounts and purchase payment timing may vary by state and be limited under the terms of your contract.

Minimum purchase payments
If paying by SIP:               $50 for additional payments.

If paying by any other method:  $100 for additional payments.

Maximum allowable purchase payments*
                                $1,000,000 for issue ages up to 85.
                                $100,000 for issue ages 86 to 90.

*	This limit applies in total to all RiverSource Life annuities you own. We reserve the right to waive or increase the maximum limit. For qualified annuities, the tax-deferred retirement plan’s or the Code’s limits on annual contributions also apply.

HOW TO MAKE PURCHASE PAYMENTS

 1 By letter

Send your check along with your name and contract number to:

RiverSource Life Insurance Company
829 Ameriprise Financial Center
Minneapolis, MN 55474

 2 By SIP

Contact your investment professional to complete the necessary SIP paperwork.

LIMITATIONS ON USE OF CONTRACT
If mandated by applicable law, including, but not limited to, federal anti-money laundering laws, we may be required to reject a purchase payment. We may also be required to block an owner’s access to contract values or to satisfy other statutory obligations. Under these circumstances, we may refuse to implement requests for transfers, withdrawals or death benefits until instructions are received from the appropriate governmental authority or a court of competent jurisdiction.

Charges

CONTRACT ADMINISTRATIVE CHARGE
We charge this fee for establishing and maintaining your records. We deduct $40 from the contract value on your contract anniversary, or earlier if the contract is withdrawn. We prorate this charge among the subaccounts, the GPAs and the one-year fixed account in the same proportion your interest in each account bears to your total contract value. Some states limit the amount of any contract charge allocated to the GPAs and one-year fixed account.

We will waive this charge when your contract value is $100,000 or more on the current contract anniversary.

If you take a full withdrawal from your contract, we will deduct the charge at the time of withdrawal regardless of the contract value. We cannot increase the annual contract administrative charge and it does not apply after annuity payouts begin or when we pay death benefits.

 22  EVERGREEN PATHWAYS VARIABLE ANNUITY — PROSPECTUS

VARIABLE ACCOUNT ADMINISTRATIVE CHARGE
We apply this charge daily to the subaccounts. It is reflected in the unit values of your subaccounts and it totals 0.15% of their average daily net assets on an annual basis. It covers certain administrative and operating expenses of the subaccounts such as accounting, legal and data processing fees and expenses involved in the preparation and distribution of reports and prospectuses. We cannot increase the variable account administrative charge.

MORTALITY AND EXPENSE RISK FEE
We charge these fees daily to the subaccounts. The unit values of your subaccounts reflect these fees. These fees cover the mortality and expense risk that we assume. These fees do not apply to the GPAs or the one-year fixed account. We cannot increase these fees. These fees are based on the contract you select (either Option L or Option C) and the death benefit that applies to your contract:

	Contract Option L	Contract Option C

ROP death benefit	1.25%	1.35%

MAV death benefit	1.35	1.45

EDB	1.55	1.65

Mortality risk arises because of our guarantee to pay a death benefit and our guarantee to make annuity payouts according to the terms of the contract, no matter how long a specific owner or annuitant lives and no matter how long our entire group of owners or annuitants live. If, as a group, owners or annuitants outlive the life expectancy we assumed in our actuarial tables, then we must take money from our general assets to meet our obligations. If, as a group, owners or annuitants do not live as long as expected, we could profit from the mortality risk fee. We deduct the mortality risk fee from the subaccounts during the annuity payout period even if the annuity payout plan does not involve a life contingency.

Expense risk arises because we cannot increase the contract administrative charge or the variable account administrative charge and these charges may not cover our expenses. We would have to make up any deficit from our general assets. We could profit from the expense risk fee if future expenses are less than expected.

The subaccounts pay us the mortality and expense risk fee they accrued as follows:

•	first, to the extent possible, the subaccounts pay this fee from any dividends distributed from the funds in which they invest;

•	then, if necessary, the funds redeem shares to cover any remaining fees payable.

We may use any profits we realize from the subaccounts’ payment to us of the mortality and expense risk fee for any proper corporate purpose, including, among others, payment of distribution (selling) expenses. We do not expect that the withdrawal charge will cover sales and distribution expenses.

WITHDRAWAL CHARGE
You select either contract Option L or Option C at the time of application. Option C contracts have no withdrawal charge schedule but they carry higher mortality and expense risk fees than Option L contracts.

If you select contract Option L and you withdraw all or part of your contract, you may be subject to a withdrawal charge. A withdrawal charge applies if you make a withdrawal in the first four contract years. You may withdraw amounts totaling up to 10% of your prior anniversary’s contract value free of charge during the first four years of your contract. (We consider your initial purchase payment to be the prior anniversary’s contract value during the first contract year.) We do not assess a withdrawal charge on this amount. The withdrawal charge percentages that apply to you are shown below and are stated in your contract. In addition, amounts withdrawn from a GPA more than 30 days before the end of the applicable Guarantee Period are generally subject to a MVA. (See “The Guarantee Period Accounts (GPAs) — Market Value Adjustment (MVA).”)

Contract year for	Withdrawal charge
Contract Option L	percentage

1-2	8%

3	7

4	6

5 and later	0

For a partial withdrawal that is subject to a withdrawal charge, the amount we actually deduct from your contract value will be the amount you request plus any applicable withdrawal charge. The withdrawal charge percentage is applied to this total amount. We pay you the amount you requested.

EVERGREEN PATHWAYS VARIABLE ANNUITY — PROSPECTUS 23

Example: Assume you requested a withdrawal of $1,000 and there is a withdrawal charge of 7%. The total amount we actually deduct from your contract is $1,075.27. We determine this amount as follows:

Amount requested 1.00 – withdrawal charge	or	$1,000 .93	=	$1,075.27

By applying the 7% withdrawal charge to $1,075.27, the withdrawal charge is $75.27. We pay you the $1,000 you requested. If you make a full withdrawal of your contract, we also will deduct the applicable contract administrative charge.

Withdrawal charge under Annuity Payout Plan E — Payouts for a specified period: If you are receiving variable annuity payments under this annuity payout plan, you can choose to take a withdrawal. The amount that you can withdraw is the present value of any remaining variable payouts. The discount rate we use in the calculation will be 5.17% for the assumed investment return of 3.5% and 6.67% for the assumed investment return of 5.0%. The withdrawal charge equals the present value of the remaining payouts using the assumed investment return minus the present value of the remaining payouts using the discount rate. (See “Charges — Withdrawal Charge” and “The Annuity Payout Period — Annuity Payout Plans.”)

Waiver of withdrawal charges
We do not assess withdrawal charges for:

•	withdrawals of amounts totaling up to 10% of your prior contract anniversary’s contract value;

•	required minimum distributions from a qualified annuity to the extent that they exceed the free amount. The amount on which withdrawal charges are waived can be no greater than the RMD amount calculated under your specific contract currently in force;

•	contracts settled using an annuity payout plan;

•	withdrawals made as a result of one of the “Contingent events” described below to the extent permitted by state law (see your contract for additional conditions and restrictions); and

•	death benefits.

Contingent events

•	Withdrawals you make if you or the annuitant are confined to a hospital or nursing home and have been for the prior 60 days. Your contract will include this provision when you and the annuitant are under age 76 at contract issue. You must provide proof satisfactory to us of the confinement as of the date you request the withdrawal.

•	To the extent permitted by state law, withdrawals you make if you or the annuitant are diagnosed in the second or later contract years as disabled with a medical condition that with reasonable medical certainty will result in death within 12 months or less from the date of the licensed physician’s statement. You must provide us with a licensed physician’s statement containing the terminal illness diagnosis and the date the terminal illness was initially diagnosed.

•	Withdrawals you make if you or the annuitant become disabled within the meaning of the Code Section 72(m)(7) after contract issue. The disabled person must also be receiving Social Security disability or state long term disability benefits. The disabled person must be age 70 or younger at the time of withdrawal. You must provide us with a signed letter from the disabled person stating that he or she meets the above criteria, a legible photocopy of Social Security disability or state long term disability benefit payments and the application for such payments.

Possible group reductions: In some cases we may incur lower sales and administrative expenses due to the size of the group, the average contribution and the use of group enrollment procedures. In such cases, we may be able to reduce or eliminate the contract administrative and withdrawal charges. However, we expect this to occur infrequently.

FUND FEES AND EXPENSES
There are deductions from and expenses paid out of the assets of the funds that are described in the prospectuses for those funds. (See “Annual Operating Expenses of the Funds.”)

PREMIUM TAXES
Certain state and local governments impose premium taxes on us (up to 3.5%). These taxes depend upon your state of residence or the state in which the contract was issued. Currently, we deduct any applicable premium tax when annuity payouts begin, but we reserve the right to deduct this tax at other times such as when you make purchase payments or when you make a full withdrawal from your contract.

 24  EVERGREEN PATHWAYS VARIABLE ANNUITY — PROSPECTUS

OPTIONAL DEATH BENEFIT CHARGES

BENEFIT PROTECTOR DEATH BENEFIT RIDER FEE
We charge a fee for the optional feature only if you select it. If selected, we deduct 0.25% of your contract value on your contract anniversary. We prorate this fee among the GPAs, the one-year fixed account and the subaccounts in the same proportion your interest in each account bears to your total contract value.

If the contract is terminated for any reason other than death or when annuity payouts begin, we will deduct the fee from the proceeds payable adjusted for the number of calendar days coverage was in place since we last deducted the fee. We cannot increase this annual fee after the rider effective date and it does not apply after annuity payouts begin or when we pay death benefits.

BENEFIT PROTECTOR PLUS DEATH BENEFIT RIDER FEE
We charge a fee for the optional feature only if you select it. If selected, we deduct 0.40% of your contract value on your contract anniversary. We prorate this fee among the GPAs, the one-year fixed account and the subaccounts in the same proportion your interest in each account bears to your total contract value.

If the contract is terminated for any reason other than death or when annuity payouts begin, we will deduct the fee from the proceeds payable adjusted for the number of calendar days coverage was in place since we last deducted the fee. We cannot increase this annual fee after the rider effective date and it does not apply after annuity payouts begin or when we pay death benefits.

OPTIONAL LIVING BENEFIT CHARGES

GUARANTEED MINIMUM INCOME BENEFIT RIDER (GMIB) FEE*
We deduct a charge (currently 0.70%) based on the GMIB benefit base for this optional feature only if you select it. If selected, we deduct the charge from the contract value on your contract anniversary at the end of each contract year. We prorate the GMIB charge among the subaccounts, the GPAs and the one-year fixed account in the same proportion your interest in each account bears to your total contract value.

If the contract is terminated for any reason or when annuity payouts begin, we will deduct the GMIB charge from the proceeds payable adjusted for the number of calendar days coverage was in place. We cannot increase the GMIB charge after the rider effective date and it does not apply after annuity payouts begin.

*	For applications signed prior to May 1, 2003, the following current annual rider charges apply: GMIB – 0.30%.

EVERGREEN PATHWAYS VARIABLE ANNUITY — PROSPECTUS 25

Valuing Your Investment

We value your accounts as follows:

GPAs AND ONE-YEAR FIXED ACCOUNT
We value the amounts you allocated to the GPAs and the one-year fixed account directly in dollars. The value of these accounts equals:

•	the sum of your purchase payments and transfer amounts allocated to the one-year fixed account and the GPAs (including any positive or negative MVA on amounts transferred from the GPAs to the one-year fixed account);

•	plus interest credited;

•	minus the sum of amounts withdrawn (including any applicable withdrawal charges for contract Option L) and amounts transferred out;

•	minus any prorated portion of the contract administrative charge; and

•	minus the prorated portion of the fee for any of the following optional benefits you have selected:

– Benefit Protector rider;

– Benefit Protector Plus rider; and/or

– Guaranteed Minimum Income Benefit rider.

SUBACCOUNTS
We convert amounts you allocated to the subaccounts into accumulation units. Each time you make a purchase payment or transfer amounts into one of the subaccounts, we credit a certain number of accumulation units to your contract for that subaccount. Conversely, we subtract a certain number of accumulation units from your contract each time you take a partial withdrawal, transfer amounts out of a subaccount, or we assess a contract administrative charge, a withdrawal charge or fee for any optional riders with annual charges (if applicable).

The accumulation units are the true measure of investment value in each subaccount during the accumulation period. They are related to, but not the same as, the net asset value of the fund in which the subaccount invests. The dollar value of each accumulation unit can rise or fall daily depending on the variable account expenses, performance of the fund and on certain fund expenses.

Here is how we calculate accumulation unit values:

Number of units: To calculate the number of accumulation units for a particular subaccount we divide your investment by the current accumulation unit value.

Accumulation unit value: The current accumulation unit value for each subaccount equals the last value times the subaccount’s current net investment factor.

We determine the net investment factor by:

•	adding the fund’s current net asset value per share, plus the per share amount of any accrued income or capital gain dividends to obtain a current adjusted net asset value per share; then

•	dividing that sum by the previous adjusted net asset value per share; and

•	subtracting the percentage factor representing the mortality and expense risk fee and the variable account administrative charge from the result.

Because the net asset value of the fund may fluctuate, the accumulation unit value may increase or decrease. You bear all the investment risk in a subaccount.

Factors that affect subaccount accumulation units:  accumulation units may change in two ways — in number and in value. The number of accumulation units you own may fluctuate due to:

•	additional purchase payments you allocate to the subaccounts;

•	transfers into or out of the subaccounts (including any positive or negative MVA on amounts transferred from the GPAs);

•	partial withdrawals;

•	withdrawal charges (for contract Option L);

and the deduction of a prorated portion of:

•	the contract administrative charge; and

•	the fee for any of the following benefits you have selected:

– Benefit Protector rider;

 26  EVERGREEN PATHWAYS VARIABLE ANNUITY — PROSPECTUS

– Benefit Protector Plus rider; and/or

– Guaranteed Minimum Income Benefit rider.

Accumulation unit values will fluctuate due to:

•	changes in fund net asset value;

•	fund dividends distributed to the subaccounts;

•	fund capital gains or losses;

•	fund operating expenses; and

•	mortality and expense risk fee and the variable account administrative charge.

Making the Most of Your Contract

AUTOMATED DOLLAR-COST AVERAGING
Currently, you can use automated transfers to take advantage of dollar-cost averaging (investing a fixed amount at regular intervals). For example, you might transfer a set amount monthly from a relatively conservative subaccount to a more aggressive one, or to several others, or from the one-year fixed account or the two-year GPA (without a MVA) to one or more subaccounts. The three to ten year GPAs are not available for automated transfers. You can also obtain the benefits of dollar-cost averaging by setting up regular automatic SIP payments or by establishing an Interest Sweep strategy. Interest Sweeps are a monthly transfer of the interest earned from either the one-year fixed account or the two-year GPA into the subaccounts of your choice. If you participate in an Interest Sweep strategy the interest you earn will be less than the annual interest rate we apply because there will be no compounding. There is no charge for dollar-cost averaging.

This systematic approach can help you benefit from fluctuations in accumulation unit values caused by fluctuations in the market values of the funds. Since you invest the same amount each period, you automatically acquire more units when the market value falls and fewer units when it rises. The potential effect is to lower your average cost per unit.

How dollar-cost averaging works

					Number
			Amount	Accumulation	of units
By investing an equal number of dollars each month ...		Month	invested	unit value	purchased

		Jan	$100	$20	5.00

		Feb	100	18	5.56

you automatically buy		Mar	100	17	5.88

more units when the	è	Apr	100	15	6.67

per unit market price is low...		May	100	16	6.25

		Jun	100	18	5.56

		Jul	100	17	5.88

and fewer units		Aug	100	19	5.26

when the per unit	è	Sept	100	21	4.76

market price is high.		Oct	100	20	5.00

You paid an average price of $17.91 per unit over the 10 months, while the average market price actually was $18.10.

Dollar-cost averaging does not guarantee that any subaccount will gain in value nor will it protect against a decline in value if market prices fall. Because dollar-cost averaging involves continuous investing, your success will depend upon your willingness to continue to invest regularly through periods of low price levels. Dollar-cost averaging can be an effective way to help meet your long-term goals. For specific features contact your investment professional.

SPECIAL DOLLAR-COST AVERAGING (SPECIAL DCA) PROGRAM FOR CONTRACT OPTION L ONLY
If you select contract Option L and your net contract value(1) is at least $10,000, you can choose to participate in the Special DCA program. There is no charge for the Special DCA program. Under the Special DCA program, you can allocate a new purchase payment to a six-month or twelve-month Special DCA account.

(1)	“Net contract value” equals your current contract value plus any new purchase payment. If this is a new contract funded by purchase payments from multiple sources, we determine your net contract value based on the purchase payments, withdrawal requests and exchange requests submitted with your application.

You may only allocate a new purchase payment of at least $1,000 to a Special DCA account. You cannot transfer existing contract values into a Special DCA account. Each Special DCA account lasts for either six or twelve months (depending on

EVERGREEN PATHWAYS VARIABLE ANNUITY — PROSPECTUS 27

the time period you select) from the time we receive your first purchase payment. We make monthly transfers of your total Special DCA account value into the GPAs, one-year fixed account and/or subaccount you select over the time period you select (either six or twelve months). If you elect to transfer into a GPA, you must meet the $1,000 minimum required investment limitation for each transfer.

We reserve the right to credit a lower interest rate to each Special DCA account if you select the GPAs or the one-year fixed account as part of your Special DCA transfers. We will change the interest rate on each Special DCA account from time to time at our discretion. From time to time, we may credit interest to the Special DCA account at promotional rates that are higher than those we credit to the one-year fixed account. We base these rates on competition and on the interest rate we are crediting to the one-year fixed account at the time of the change. Once we credit interest to a particular purchase payment that rate does not change even if we change the rate we credit on new purchase payments or if your net contract value changes.

We credit each Special DCA account with current guaranteed annual rate that is in effect on the date we receive your purchase payment. However, we credit this annual rate over the six or twelve-month period on the balance remaining in your Special DCA account. Therefore, the net effective interest rate you receive is less than the stated annual rate. We do not credit this interest after we transfer the value out of the Special DCA account into the accounts you selected.

If you make additional purchase payments while a Special DCA account term is in progress, the amounts you allocate to an existing Special DCA account will be transferred out of the Special DCA account over the reminder of the term. If you are funding a Special DCA account from multiple sources, we apply each purchase payment to the account and credit interest on that purchase payment on the date we receive it. This means that all purchase payments may not be in the Special DCA account at the beginning of the six or twelve-month period. Therefore, you may receive less total interest than you would have if all your purchase payments were in the Special DCA account from the beginning. If we receive any of your multiple payments after the six or twelve-month period ends, you can either allocate those payments to a new Special DCA account (if available) or to any other accounts available under your contract.

You cannot participate in the Special DCA program if you are making payments under a Systematic Investment Plan. You may simultaneously participate in the Special DCA program and the asset-rebalancing program as long as your subaccount allocation is the same under both programs. If you elect to change your subaccount allocation under one program, we automatically will change it under the other program so they match. If you participate in more than one Special DCA account, the asset allocation for each account may be different as long as you are not also participating in the asset-rebalancing program.

You may terminate your participation in the Special DCA program at any time. If you do, we will not credit the current guaranteed annual interest rate on any remaining Special DCA account balance. We will transfer the remaining balance from your Special DCA account to the other accounts you selected for your DCA transfers or we will allocate it in any manner you specify. Similarly, if we cannot accept any additional purchase payments into the Special DCA program, we will allocate the purchase payments to the other accounts you selected for your DCA transfers or in any other manner you specify.

We can modify the terms or discontinue the Special DCA program at any time. Any modifications will not affect any purchase payments that are already in a Special DCA account. For more information on the Special DCA program, contact your investment professional.

The special DCA program does not guarantee that any subaccount will gain in value nor will it protect against a decline in value if market prices fall. Because dollar-cost averaging involves continuous investing, your success will depend upon you willingness to continue to invest regularly through periods of low price levels. Dollar-cost averaging can be an effective way to help meet your long-term goals.

ASSET REBALANCING
You can ask us in writing to automatically rebalance the subaccount portion of your contract value either quarterly, semiannually, or annually. The period you select will start to run on the date we record your request. On the first valuation date of each of these periods, we automatically will rebalance your contract value so that the value in each subaccount matches your current subaccount percentage allocations. These percentage allocations must be in whole numbers. Asset rebalancing does not apply to the GPAs or the one-year fixed account. There is no charge for asset rebalancing. The contract value must be at least $2,000.

You can change your percentage allocations or your rebalancing period at any time by contacting us in writing. If you are also participating in the Special DCA program and you change your subaccount asset allocation for the asset rebalancing program, we will change your subaccount asset allocation under the Special DCA program to match. We will restart the rebalancing period you selected as of the date we record your change. You also can ask us in writing to stop rebalancing your contract value. You must allow 30 days for us to change any instructions that currently are in place. For more information on asset rebalancing, contact your investment professional.

 28  EVERGREEN PATHWAYS VARIABLE ANNUITY — PROSPECTUS

TRANSFERRING AMONG ACCOUNTS
You may transfer contract value from any one subaccount, GPAs or the one-year fixed account, to another subaccount before annuity payouts begin. Certain restrictions apply to transfers involving the GPAs and the one-year fixed account.

The date your request to transfer will be processed depends on when we receive it:

•	If we receive your transfer request at our corporate office in good order before the close of business, we will process your transfer using the accumulation unit value we calculate on the valuation date we received your transfer request.

•	If we receive your transfer request at our corporate office in good order at or after the close of business, we will process your transfer using the accumulation unit value we calculate on the next valuation date after we received your transfer request.

There is no charge for transfers. Before making a transfer, you should consider the risks involved in changing investments. Transfers out of the GPAs will be subject to an MVA if done more than 30 days before the end of the guarantee period unless the transfer is an automated transfer from the two-year GPA as part of a dollar-cost averaging program or an Interest Sweep strategy.

We may suspend or modify transfer privileges at any time.

For information on transfers after annuity payouts begin, see “Transfer policies” below.

Transfer policies

•	Before annuity payouts begin, you may transfer contract values between the subaccounts, or from the subaccounts to the GPAs and the one-year fixed account at any time. However, if you made a transfer from the one-year fixed account to the subaccounts or the GPAs, you may not make a transfer from any subaccount or GPA back to the one-year fixed account for six months following that transfer. We reserve the right to further limit transfers to the GPAs and one-year fixed account if the interest rate we are then currently crediting to the one-year fixed account is equal to the minimum interest rate stated in the contract.

•	For Contract Option L, it is our general policy to allow you to transfer contract values from the one-year fixed account to the subaccounts or the GPAs once a year on or within 30 days before or after the contract anniversary (except for automated transfers, which can be set up at any time for certain transfer periods subject to certain minimums). Transfers from the one-year fixed account are not subject to a MVA. For contracts issued before June 16, 2003, we have removed this restriction, and you may transfer contract values from the one-year fixed account to the subaccounts at any time. We will inform you at least 30 days in advance of the day we intend to reimpose this restriction. For contracts with applications signed on or after June 16, 2003, the amount of contract value transferred to the GPAs and the one-year fixed account cannot result in the value of the GPAs and the one-year fixed account in total being greater than 30% of the contract value. The time limitations on transfers from the GPAs and one-year fixed account will be enforced, and transfers out of the GPAs and one-year fixed account are limited to 30% of the GPA and one-year fixed account values at the beginning of the contract year or $10,000, whichever is greater. Because of this limitation, it may take you several years to transfer all your contract value from the one-year fixed account. You should carefully consider whether the one-year fixed account meets your investment criteria before you invest.

•	For Contract Option C applications dated on or after May 1, 2003, one-year fixed account and GPAs are not available in most states.

•	For Contract Option C applications dated prior to May 1, 2003, one-year fixed account and GPAs are not restricted in most states and our transfer policies stated above are applicable.

•	You may transfer contract values from a GPA any time after 60 days of transfer or payment allocation to the account. Transfers made more than 30 days before the end of the Guarantee Period will receive a MVA*, which may result in a gain or loss of contract value.

•	If we receive your request on or within 30 days before or after the contract anniversary date, the transfer from the one-year fixed account to the GPAs will be effective on the valuation date we receive it.

•	If you select a variable payout, once annuity payouts begin, you may make transfers once per contract year among the subaccounts and we reserve the right to limit the number of subaccounts in which you may invest.

•	Once annuity payouts begin, you may not make any transfers to the GPAs.

*	Unless the transfer is an automated transfer from the two-year GPA as part of a dollar-cost averaging program or an Interest Sweep strategy.

Market Timing
Market timing can reduce the value of your investment in the contract. If market timing causes the returns of an underlying fund to suffer, contract value you have allocated to a subaccount that invests in that underlying fund will be lower too. Market timing can cause you, any joint owner of the contract and your beneficiary(ies) under the contract a financial loss.

EVERGREEN PATHWAYS VARIABLE ANNUITY — PROSPECTUS 29

Funds available as investment options under the contract that invest in securities that trade in overseas securities markets may be at greater risk of loss from market timing, as market timers may seek to take advantage of changes in the values of securities between the close of overseas markets and the close of U.S. markets. Also, the risks of market timing may be greater for underlying funds that invest in securities such as small cap stocks, high yield bonds, or municipal securities, that may be traded infrequently.

We seek to prevent market timing. Market timing is frequent or short-term trading activity. We do not accommodate short-term trading activities. Do not buy a contract if you wish to use short-term trading strategies to manage your investment. The market timing policies and procedures described below apply to transfers among the subaccounts within the contract. The underlying funds in which the subaccounts invest have their own market timing policies and procedures. The market timing policies of the underlying funds may be more restrictive than the market timing policies and procedures we apply to transfers among the subaccounts of the contract, and may include redemption fees. We reserve the right to modify our market timing policies and procedures at any time without prior notice to you.

Market timing may hurt the performance of an underlying fund in which a subaccount invests in several ways, including but not necessarily limited to:

•	diluting the value of an investment in an underlying fund in which a subaccount invests;

•	increasing the transaction costs and expenses of an underlying fund in which a subaccount invests; and,

•	preventing the investment adviser(s) of an underlying fund in which a subaccount invests from fully investing the assets of the fund in accordance with the fund’s investment objectives.

In order to help protect you and the underlying funds from the potentially harmful effects of market timing activity, we apply the following market timing policy to discourage frequent transfers of contract value among the subaccounts of the variable account:

We try to distinguish market timing from transfers that we believe are not harmful, such as periodic rebalancing for purposes of an asset allocation, dollar-cost averaging and asset rebalancing program that may be described in this prospectus. There is no set number of transfers that constitutes market timing. Even one transfer in related accounts may be market timing. We seek to restrict the transfer privileges of a contract owner who makes more than three subaccount transfers in any 90 day period. We also reserve the right to refuse any transfer request, if, in our sole judgment, the dollar amount of the transfer request would adversely affect unit values.

If we determine, in our sole judgment, that your transfer activity constitutes market timing, we may modify, restrict or suspend your transfer privileges to the extent permitted by applicable law, which may vary based on the state law that applies to your contract and the terms of your contract. These restrictions or modifications may include, but not be limited to:

•	requiring transfer requests to be submitted only by first-class U.S. mail;

•	not accepting hand-delivered transfer requests or requests made by overnight mail;

•	not accepting telephone or electronic transfer requests;

•	requiring a minimum time period between each transfer;

•	not accepting transfer requests of an agent acting under power of attorney;

•	limiting the dollar amount that you may transfer at any one time;

•	suspending the transfer privilege; or

•	modifying instructions under an automated transfer program to exclude a restricted fund if you do not provide new instructions.

Subject to applicable state law and the terms of each contract, we will apply the policy described above to all contract owners uniformly in all cases. We will notify you in writing after we impose any modification, restriction or suspension of your transfer rights.

We cannot guarantee that we will be able to identify and restrict all market timing activity. Because we exercise discretion in applying the restrictions described above, we cannot guarantee that we will be able to restrict all market timing activity. In addition, state law and the terms of some contracts may prevent us from stopping certain market timing activity. Market timing activity that we are unable to identify and/or restrict may impact the performance of the underlying funds and may result in lower contract values.

In addition to the market timing policy described above, which applies to transfers among the subaccounts within your contract, you should carefully review the market timing policies and procedures of the underlying funds. The market timing policies and procedures of the underlying funds may be materially different than those we impose on transfers among the subaccounts within your contract and may include mandatory redemption fees as well as other measures to discourage frequent transfers. As an intermediary for the underlying funds, we are required to assist them in applying

 30  EVERGREEN PATHWAYS VARIABLE ANNUITY — PROSPECTUS

their market timing policies and procedures to transactions involving the purchase and exchange of fund shares. This assistance may include, but not be limited to, providing the underlying fund upon request with your Social Security Number, Taxpayer Identification Number or other United States government-issued identifier, and the details of your contract transactions involving the underlying fund. An underlying fund, in its sole discretion, may instruct us at any time to prohibit you from making further transfers of contract value to or from the underlying fund, and we must follow this instruction. We reserve the right to administer and collect on behalf of an underlying fund any redemption fee imposed by an underlying fund. Market timing policies and procedures adopted by underlying funds may affect your investment in the contract in several ways, including but not limited to:

•	Each fund may restrict or refuse trading activity that the fund determines, in its sole discretion, represents market timing.

•	Even if we determine that your transfer activity does not constitute market timing under the market timing policies described above which we apply to transfers you make under the contract, it is possible that the underlying fund’s market timing policies and procedures, including instructions we receive from a fund may require us to reject your transfer request. For example, while we disregard transfers permitted under any asset allocation, dollar-cost averaging and asset rebalancing programs that may be described in this prospectus, we cannot guarantee that an underlying fund’s market timing policies and procedures will do so. Orders we place to purchase fund shares for the variable account are subject to acceptance by the fund. We reserve the right to reject without prior notice to you any transfer request if the fund does not accept our order.

•	Each underlying fund is responsible for its own market timing policies, and we cannot guarantee that we will be able to implement specific market timing policies and procedures that a fund has adopted. As a result, a fund’s returns might be adversely affected, and a fund might terminate our right to offer its shares through the variable account.

•	Funds that are available as investment options under the contract may also be offered to other intermediaries who are eligible to purchase and hold shares of the fund, including without limitation, separate accounts of other insurance companies and certain retirement plans. Even if we are able to implement a fund’s market timing policies, we cannot guarantee that other intermediaries purchasing that same fund’s shares will do so, and the returns of that fund could be adversely affected as a result.

For more information about the market timing policies and procedures of an underlying fund, the risks that market timing pose to that fund, and to determine whether an underlying fund has adopted a redemption fee, see that fund’s prospectus.

HOW TO REQUEST A TRANSFER OR WITHDRAWAL

 1 By letter

Send your name, contract number, Social Security Number or Taxpayer Identification Number* and signed request for a transfer or withdrawal to our corporate office:

RiverSource Life Insurance Company
829 Ameriprise Financial Center
Minneapolis, MN 55474

Minimum amount
Transfers or withdrawals:  $500 or entire account balance

Maximum amount
Transfers or withdrawals:  Contract value or entire account balance

*	Failure to provide a Social Security Number or Taxpayer Identification Number may result in mandatory tax withholding on the taxable portion of the distribution.

 2  By automated transfers and automated partial withdrawals

Your investment professional can help you set up automated transfers or partial withdrawals among your GPAs, one-year fixed account or the subaccounts.

You can start or stop this service by written request or other method acceptable to us.

You must allow 30 days for us to change any instructions that are currently in place.

•	Automated transfers from the one-year fixed account to any one of the subaccounts may not exceed an amount that, if continued, would deplete the one-year fixed account within 12 months. For contracts issued before June 16, 2003, we have removed this restriction, and you may transfer contract values from the one-year fixed account to the subaccounts at any time. We will inform you at least 30 days in advance of the day we intend to reimpose this restriction.

EVERGREEN PATHWAYS VARIABLE ANNUITY — PROSPECTUS 31

For contracts with applications signed on or after June 16, 2003, the time limitations on transfers from the one-year fixed account will be enforced, and transfers out of the one-year fixed account are limited to 30% of the one-year fixed account values at the beginning of the contract year or $10,000, whichever is greater.

•	Automated withdrawals may be restricted by applicable law under some contracts.

•	You may not make additional purchase payments if automated partial withdrawals are in effect.

•	Automated partial withdrawals may result in income taxes and penalties on all or part of the amount withdrawn.

Minimum amount
Transfers or withdrawals:  $100 monthly
                           $250 quarterly, semiannually or annually

 3 By phone

Call:
1-800-333-3437

Minimum amount
Transfers or withdrawals:  $500 or entire account balance

Maximum amount
Transfers:                           Contract value or entire account balance
Withdrawals:                      $25,000

We answer telephone requests promptly, but you may experience delays when the call volume is unusually high. If you are unable to get through, use the mail procedure as an alternative.

We will honor any telephone transfer or withdrawal requests that we believe are authentic and we will use reasonable procedures to confirm that they are. This includes asking identifying questions and recording calls. We will not allow a telephone withdrawal within 30 days of a phoned-in address change. As long as we follow the procedures, we (and our affiliates) will not be liable for any loss resulting from fraudulent requests.

Telephone transfers and withdrawals are automatically available. You may request that telephone transfers and withdrawals not be authorized from your account by writing to us.

Withdrawals

You may withdraw all or part of your contract at any time before annuity payouts begin by sending us a written request or calling us. If we receive your withdrawal request at our corporate office in good order before the close of business, we will process your withdrawal using the accumulation unit value we calculate on the valuation date we received your withdrawal request. If we receive your withdrawal request at our corporate office at or after the close of business, we will process your withdrawal using the accumulation unit value we calculate on the next valuation date after we received your withdrawal request. We may ask you to return the contract. You may have to pay withdrawal charges if you selected contract Option L, a contract administrative charge or any applicable optional rider charges (see “Charges”). Additionally, federal income taxes and penalties may apply. State and local income taxes may also apply (see “Taxes”). You cannot make withdrawals after annuity payouts begin except under Plan E (see “The Annuity Payout Period — Annuity Payout Plans”).

Any partial withdrawals you take under the contract will reduce your contract value. As a result, the value of your death benefit or any optional benefits you have elected will also be reduced (see “Optional Benefits”). In addition, withdrawals you are required to take to satisfy RMDs under the Code may reduce the value of certain death benefits and optional benefits (see “Taxes — Qualified Annuities — Required Minimum Distributions”).

WITHDRAWAL POLICIES
If you have a balance in more than one account and you request a partial withdrawal, we will automatically withdraw from all your subaccounts, GPAs and/or the one-year fixed account in the same proportion as your value in each account correlates to your total contract value, unless requested otherwise. After executing a partial withdrawal, the value in the one-year fixed account and each GPA and subaccount must be either zero or at least $50.

RECEIVING PAYMENT
By regular or express mail:

•	payable to owner;

•	mailed to address of record.

 32  EVERGREEN PATHWAYS VARIABLE ANNUITY — PROSPECTUS

NOTE: We will charge you a fee if you request express mail delivery.

Normally, we will send the payment within seven days after receiving your request in good order. However, we may postpone the payment if:

–	the withdrawal amount includes a purchase payment check that has not cleared;

–	the NYSE is closed, except for normal holiday and weekend closings;

–	trading on the NYSE is restricted, according to SEC rules;

–	an emergency, as defined by SEC rules, makes it impractical to sell securities or value the net assets of the accounts; or

–	the SEC permits us to delay payment for the protection of security holders.

TSA — Special Provisions

PARTICIPANTS IN TAX-SHELTERED ANNUITIES
If the contract is intended to be used in connection with an employer sponsored 403(b) plan, additional rules relating to this contract can be found in the annuity endorsement for tax sheltered 403(b) annuities. Unless we have made special arrangements with your employer, the contract is not intended for use in connection with an employer sponsored 403(b) plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). In the event that the employer either by affirmative election or inadvertent action causes contributions under a plan that is subject to ERISA to be made to this contract, we will not be responsible for any obligations and requirements under ERISA and the regulations thereunder, unless we have prior written agreement with the employer. You should consult with your employer to determine whether your 403(b) plan is subject to ERISA.

In the event we have a written agreement with your employer to administer the plan pursuant to ERISA, special rules apply as set forth in the TSA endorsement.

The employer must comply with certain nondiscrimination requirements for certain types of contributions under a TSA contract to be excluded from taxable income. You should consult your employer to determine whether the nondiscrimination rules apply to you.

The Code imposes certain restrictions on your right to receive early distributions from a TSA:

•	Distributions attributable to salary reduction contributions (plus earnings) made after Dec. 31, 1988, or to transfers or rollovers from other contracts, may be made from the TSA only if:

–	you are at least age 59 1/2;

–	you are disabled as defined in the Code;

–	you severed employment with the employer who purchased the contract;

–	the distribution is because of your death;

–	the distribution is due to plan termination; or

–	you are a military reservist.

•	If you encounter a financial hardship (as provided by the Code), you may be eligible to receive a distribution of all contract values attributable to salary reduction contributions made after Dec. 31, 1988, but not the earnings on them.

•	Even though a distribution may be permitted under the above rules, it may be subject to IRS taxes and penalties (see “Taxes”)

•	The above restrictions on distributions do not affect the availability of the amount credited to the contract as of Dec. 31, 1988. The restrictions also do not apply to transfers or exchanges of contract value within the contract, or to another registered variable annuity contract or investment vehicle available through the employer.

Changing Ownership

You may change ownership of your nonqualified annuity at any time by completing a change of ownership form we approve and sending it to our corporate office. The change will become binding on us when we receive and record it. We will honor any change of ownership request received in good order that we believe is authentic and we will use reasonable procedures to confirm authenticity. If we follow these procedures, we will not take any responsibility for the validity of the change.

If you have a nonqualified annuity, you may incur income tax liability by transferring, assigning or pledging any part of it. (See “Taxes.”)

If you have a qualified annuity, you may not sell, assign, transfer, discount or pledge your contract as collateral for a loan, or as security for the performance of an obligation or for any other purpose except as required or permitted by the Code.

EVERGREEN PATHWAYS VARIABLE ANNUITY — PROSPECTUS 33

However, if the owner is a trust or custodian, or an employer acting in a similar capacity, ownership of the contract may be transferred to the annuitant.

Please consider carefully whether or not you wish to change ownership of your annuity contract. If you elected any optional contract features or riders, the new owner and annuitant will be subject to all limitations and/or restrictions of those features or riders just as if they were purchasing a new contract. If you have a GMIB and/or Benefit Protector Plus Death Benefit rider, the rider will terminate upon transfer of ownership of your annuity contract. Continuance of the Benefit Protector rider is optional. (see “Optional Benefits”).

Benefits in Case of Death

There are three death benefit options under your contract:

•	Return of Purchase Payment (ROP) death benefit;

•	Maximum Anniversary Value (MAV) death benefit; and

•	Enhanced Death Benefit Rider (EDB).

If it is available in your state and if both you and the annuitant are 79 or younger at contract issue, you can elect any one of the above death benefits. If either you or the annuitant are 80 or older at contract issue, the ROP death benefit will apply. If you select the GMIB you must elect the EDB. Once you elect a death benefit, you cannot change it. We show the option that applies in your contract on your contract’s data page. The combination of the contract and death benefit option you select determines the mortality and expense risk fee that is assessed against the subaccounts. (See “Charges — Mortality and Expense Risk Fee.”)

Under all options, we will pay the death benefit to your beneficiary upon the earlier of your death or the annuitant’s death if you die before the retirement start date while this contract is in force. We will base the benefit paid on the death benefit coverage you chose when you purchased the contract. If a contract has more than one person as the owner, we will pay benefits upon the first to die of any owner or the annuitant.

RETURN OF PURCHASE PAYMENTS DEATH BENEFIT (ROP)

The ROP is intended to help protect your beneficiaries financially in that they will never receive less than your purchase payments adjusted for withdrawals. If you or the annuitant die before annuity payouts begin while this contract is in force, we will pay the beneficiary the greater of these two values, minus any applicable rider charges:

1.	contract value; or

2.	total purchase payments applied to the contract minus adjusted partial withdrawals.

Adjusted partial withdrawals for the ROP or MAV death benefit	=	PW × DB CV

PW = the amount by which the contract value is reduced as a result of the partial withdrawal.

DB = the death benefit on the date of (but prior to) the partial withdrawal.

CV = contract value on the date of (but prior to) the partial withdrawal.

Example

•	You purchase the contract with a payment of $20,000.

•	On the first contract anniversary you make an additional purchase payment of $5,000.

•	During the second contract year the contract value falls to $22,000 and you take a $1,500 partial withdrawal.

 34  EVERGREEN PATHWAYS VARIABLE ANNUITY — PROSPECTUS

•	During the third contract year the contract value grows to $23,000.

We calculate the ROP death benefit as follows:
Contract value at death:	$23,000.00

Purchase payments minus adjusted partial withdrawals:
Total purchase payments:	$25,000.00
minus adjusted partial withdrawals calculated as:

$1,500 × $25,000 $22,000 =	–1,704.55

for a death benefit of:	$23,295.45

ROP death benefit, calculated as the greatest of these two values:	$23,295.45

MAXIMUM ANNIVERSARY VALUE DEATH BENEFIT (MAV)

The MAV death benefit is intended to help protect your beneficiaries financially while your investments have the opportunity to grow. The MAV death benefit does not provide any additional benefit before the first contract anniversary and it may not be appropriate for issue ages 75 to 79 because the benefit values may be limited after age 81. Be sure to discuss with your investment professional whether or not the MAV death benefit is appropriate for your situation.

If it is available in your state and if both you and the annuitant are age 79 or younger at contract issue, you may choose to add the MAV death benefit to your contract at the time of purchase. Once you select the MAV death benefit you may not cancel it.

The MAV death benefit provides that if you or the annuitant die before annuity payouts begin while this contract is in force, we will pay the beneficiary the greatest of these three values, minus any applicable rider charges:

1.	contract value;

2.	total purchase payments applied to the contract minus adjusted partial withdrawals; or

3.	the maximum anniversary value on the anniversary immediately preceding the date of death plus any payments since that anniversary minus adjusted partial withdrawals since that anniversary.

Maximum anniversary value (MAV): MAV is a value that we calculate on each contract anniversary through age 80. There is no MAV prior to the first contract anniversary. On the first contract anniversary we set the MAV equal to the greater of: (a) your current contract value, or (b) total purchase payments minus adjusted partial withdrawals. Every contract anniversary after that, through age 80, we compare the previous anniversary’s MAV (plus any purchase payments since that anniversary minus adjusted partial withdrawals since that anniversary) to the current contract value and we reset the MAV to the higher value. We stop resetting the MAV after you or the annuitant reach age 81. However, we continue to add subsequent purchase payments and subtract adjusted partial withdrawals from the MAV.

Example

•	You purchase the contract with a payment of $20,000.

•	On the first contract anniversary the contract value grows to $29,000.

•	During the second contract year the contract value falls to $22,000, at which point you take a $1,500 partial withdrawal, leaving a contract value of $20,500.

We calculate the MAV death benefit as follows:
Contract value at death:	$20,500.00

Purchase payments minus adjusted partial withdrawals:
Total purchase payments	$20,000.00
minus adjusted partial withdrawals, calculated as:

$1,500 × $20,000 $22,000 =	−1,363.64

for a ROP death benefit of:	$18,636.36

EVERGREEN PATHWAYS VARIABLE ANNUITY — PROSPECTUS 35

The MAV on the anniversary immediately preceding the date of death plus any purchase payments made since that anniversary minus adjusted partial withdrawals made since that anniversary:
The MAV on the immediately preceding anniversary:	$29,000.00
plus purchase payments made since that anniversary:	+0.00
minus adjusted partial withdrawals made since that anniversary, calculated as:

$1,500 × $29,000 $22,000 =	–1,977.27

for a MAV death benefit of:	$27,022.73

The MAV death benefit, calculated as the greatest of these three values, which is the MAV:	$27,022.73

ENHANCED DEATH BENEFIT RIDER (EDB)

The EDB is intended to help protect your beneficiaries financially while your investments have the opportunity to grow. The EDB does not provide any additional benefit before the first contract anniversary and it may not be appropriate for issue ages 75 to 79 because the benefit values may be limited after age 81. Be sure to discuss with your investment professional whether or not the EDB is appropriate for your situation.

If it is available in your state and both you and the annuitant are 79 or younger at contract issue, you may choose to add the EDB to your contract at the time you purchase your contract. If you select the GMIB you must select the EDB.

The EDB provides that if you or the annuitant die before annuity payouts begin while this contract is in force, we will pay the beneficiary the greatest of these four values, minus any applicable rider charges:

1.	contract value;

2.	total purchase payments applied to the contract minus adjusted partial withdrawals;

3.	the maximum anniversary value on the anniversary immediately preceding the date of death plus any payments since that anniversary minus adjusted partial withdrawals since that anniversary; or

4. the 5% rising floor.

5% rising floor: This is the sum of the value of your GPAs, the one-year fixed account and the variable account floor. There is no variable account floor prior to the first contract anniversary. On the first contract anniversary, we establish the variable account floor as:

•	the amounts allocated to the subaccounts at issue increased by 5%,

•	plus any subsequent amounts allocated to the subaccounts,

•	minus adjusted transfers and partial withdrawals from the subaccounts.

Thereafter, we continue to add subsequent purchase payments allocated to the subaccounts and subtract adjusted transfers and partial withdrawals from the subaccounts. On each contract anniversary after the first, through age 80, we add an amount to the variable account floor equal to 5% of the prior anniversary’s variable account floor. We stop adding this amount after you or the annuitant reach age 81.

5% rising floor adjusted transfers or partial withdrawals	=	PWT × VAF SV

PWT	=	the amount by which the contract value in the subaccounts is reduced as a result of the partial withdrawal or transfer from the subaccounts.
VAF	=	variable account floor on the date of (but prior to) the transfer or partial withdrawal.
SV	=	value of the subaccounts on the date of (but prior to) the transfer or partial withdrawal.

Example

•	You purchase the contract with a payment of $25,000 with $5,000 allocated to the one-year fixed account and $20,000 allocated to the subaccounts.

•	On the first contract anniversary, the one-year fixed account value is $5,200 and the subaccount value is $17,000. Total contract value is $23,200.

•	During the second contract year the one-year fixed account value is $5,300 and the subaccount value is $19,000. Total contract value is $24,300. You take a $1,500 partial withdrawal all from the subaccounts, leaving the contract value at $22,800.

 36  EVERGREEN PATHWAYS VARIABLE ANNUITY — PROSPECTUS

The death benefit is calculated as follows:
Contract value at death:		$22,800.00

Purchase payments minus adjusted partial withdrawals:
Total purchase payments:		$25,000.00
minus adjusted partial withdrawals, calculated as:

$1,500 × $25,000 $24,300 =		–1,543.21

for a ROP death benefit of:		$23,456.79

The MAV on the anniversary immediately preceding the date of death plus any purchase payments made since that anniversary minus adjusted partial withdrawals made since that anniversary:
The MAV on the immediately preceding anniversary:		$25,000.00
plus purchase payments made since that anniversary:		+0.00
minus adjusted partial withdrawals made since that anniversary, calculated as:

$1,500 × $25,000 $24,300 =		–1,543.21
for a MAV death benefit of:		$23,456.79

The 5% rising floor:
The variable account floor on the first contract anniversary is, calculated as: 1.05 × $20,000 =		$21,000.00
plus amounts allocated to the subaccounts since that anniversary:		+0.00
minus the 5% rising floor adjusted partial withdrawal from the subaccounts, calculated as:

$1,500 × $21,000 $19,000 =	–$	1,657.89
variable account floor benefit:		$19,342.11
plus the one-year fixed account value:		+5,300.00

5% rising floor (value of the GPAs, one-year fixed account and the variable account floor):		$24,642.11

EDB, calculated as the greatest of these three values, which is the 5% rising floor:	$24,642.11

IF YOU DIE BEFORE YOUR RETIREMENT DATE
When paying the beneficiary, we will process the death claim on the valuation date our death claim requirements are fulfilled. We will determine the contract’s value using the accumulation unit value we calculate on that valuation date. We pay interest, if any, at a rate no less than required by law. If requested, we will mail payment to the beneficiary within seven days after our death claim requirements are fulfilled.

Nonqualified annuities
If your spouse is sole beneficiary and you die before the retirement date, your spouse may keep the contract as owner with the contract value equal to the death benefit that would otherwise have been paid. To do this your spouse must give us written instructions to continue the contract as owner. There will be no withdrawal charges on contract Option L from that point forward. If you elected any optional contract features or riders, your spouse and the new annuitant (if applicable) will be subject to all limitations and/or restrictions of those features or riders just as if they were purchasing a new contract. The GMIB rider and Benefit Protector Plus rider, if selected, will terminate. Continuance of the Benefit Protector rider is optional. (See “Optional Benefits.”)

If your beneficiary is not your spouse, we will pay the beneficiary in a single sum unless you give us other written instructions. Generally, we must fully distribute the death benefit within five years of your death. However, the beneficiary may receive payouts under any annuity payout plan available under this contract if:

•	the beneficiary asks us in writing within 60 days after the day on which all documents have been received that prove your death has occurred; and

•	payouts begin no later than one year after your death, or other date as permitted by the Code; and

•	the payout period does not extend beyond the beneficiary’s life or life expectancy.

EVERGREEN PATHWAYS VARIABLE ANNUITY — PROSPECTUS 37

Qualified annuities

•	Spouse beneficiary: If you have not elected an annuity payout plan, and if your spouse is the sole beneficiary, your spouse may either elect to treat the contract as his/her own, so long as he or she is eligible to do so, or elect an annuity payout plan or another plan agreed to by us. If your spouse elects a payout option, the payouts must begin no later than the year in which you would have reached age 70 1/2. If you attained age 70 1/2 at the time of death, payouts must begin no later than Dec. 31 of the year following the year of your death.

Your spouse may elect to assume ownership of the contract at any time before annuity payouts begin. If your spouse elects to assume ownership of the contract, the contract value will be equal to the death benefit that would otherwise have been paid. There will be no withdrawal charges on contract Option L from that point forward. If you elected any optional contract features or riders, your spouse and the new annuitant (if applicable) will be subject to all limitations and/or restrictions of those features or riders just as if they were purchasing a new contract. The GMIB rider and the Benefit Protector Plus riders, if selected, will terminate. Continuance of the Benefit Protector rider is optional. (See “Optional Benefits.”)

•	Non-spouse beneficiary: If you have not elected an annuity payout plan, and if death occurs prior to the year you would have attained age 70 1/2, the beneficiary may elect to receive payouts from the contract over a five year period. If your beneficiary does not elect a five year payout or if your death occurs after attaining age 70 1/2, we will pay the beneficiary in a single sum unless the beneficiary elects to receive payouts under any payout plan available under this contract if:

•	the beneficiary asks us in writing within 60 days after the day on which all documents have been received that prove your death has occurred; and

•	payouts begin no later than one year following the year of your death; and

•	the payout period does not extend beyond the beneficiary’s life or life expectancy.

If a beneficiary elects an alternative payment plan which is an inherited IRA, all optional death benefits and living benefits will terminate. In the event of your beneficiary’s death, their beneficiary can elect to take a lump sum payment or to continue the alternative payment plan following the schedule of minimum withdrawals established based on the life expectancy of your beneficiary.

•	Annuity payout plan: If you elect an annuity payout plan which guarantees payouts to a beneficiary after your death, the payouts to your beneficiary will continue pursuant to the annuity payout plan you elect.

Optional Benefits

The assets held in our general account support the guarantees under your contract, including optional death benefits and optional living benefits. To the extent that we are required to pay you amounts in addition to your contract value under these benefits, such amounts will come from our general account assets. You should be aware that our general account is exposed to the risks normally associated with a portfolio of fixed-income securities, including interest rate, option, liquidity and credit risk. The financial statements contained in the SAI include a further discussion of the risks inherent within the investments of the general account.

BENEFIT PROTECTOR DEATH BENEFIT RIDER (BENEFIT PROTECTOR)
The Benefit Protector is intended to provide an additional benefit to your beneficiary to help offset expenses after your death such as funeral expenses or federal and state taxes. This is an optional benefit that you may select for an additional annual charge (see “Charges”). The Benefit Protector provides reduced benefits if you or the annuitant are 70 or older at the rider effective date and it does not provide any additional benefit before the first rider anniversary.

If this rider is available in your state and both you and the annuitant are 75 or younger at contract issue, you may choose to add the Benefit Protector to your contract. You must elect the Benefit Protector at the time you purchase your contract and your rider effective date will be the contract issue date. You may not select this rider if you select the Benefit Protector Plus or the EDB. We reserve the right to discontinue offering the Benefit Protector for new contracts.

Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract. Since the benefit paid by the rider is determined by the amount of earnings at death, the amount of the benefit paid may be reduced as a result of taking RMDs (see “Taxes — Qualified Annuities — Required Minimum Distributions”). Be sure to discuss with your investment professional and tax advisor whether or not the Benefit Protector is appropriate for your situation.

The Benefit Protector provides that if you or the annuitant die after the first contract anniversary, but before annuity payouts begin, and while this contract is in force, we will pay the beneficiary:

•	the applicable death benefit (see “Benefits in Case of Death”), plus:

 38  EVERGREEN PATHWAYS VARIABLE ANNUITY — PROSPECTUS

•	40% of your earnings at death if you and the annuitant were under age 70 on the rider effective date, up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old; or

•	15% of your earnings at death if you or the annuitant were 70 or older on the rider effective date, up to a maximum of 37.5% of purchase payments not previously withdrawn that are one or more years old.

Earnings at death: for purposes of the Benefit Protector and Benefit Protector Plus riders, this is an amount equal to the applicable death benefit minus purchase payments not previously withdrawn. The earnings at death may not be less than zero and may not be more than 250% of the purchase payments not previously withdrawn that are one or more years old.

Terminating the Benefit Protector

•	You may terminate the rider within 30 days of the first rider anniversary.

•	You may terminate the rider within 30 days of any rider anniversary beginning with the seventh rider anniversary.

•	The rider will terminate when you make a full withdrawal from the contract or when annuity payouts begin.

Example of the Benefit Protector

•	You purchase the contract with a payment of $100,000 and you and the annuitant are under age 70. You select an Option L contract with the MAV death benefit.

•	During the first contract year the contract value grows to $105,000. The MAV death benefit equals the contract value. You have not reached the first contract anniversary so the Benefit Protector does not provide any additional benefit at this time.

• On the first contract anniversary the contract value grows to $110,000. The death benefit equals:
MAV death benefit (contract value):	$110,000
plus the Benefit Protector benefit which equals 40% of earnings at death
(MAV death benefit minus payments not previously withdrawn):
0.40 × ($110,000 – $100,000) =	+4,000

Total death benefit of:	$114,000
• On the second contract anniversary the contract value falls to $105,000. The death benefit equals:
MAV death benefit (MAV):	$110,000
plus the Benefit Protector benefit (40% of earnings at death):
0.40 × ($110,000 – $100,000) =	+4,000

Total death benefit of:	$114,000
• During the third contract year the contract value remains at $105,000 and you request a partial withdrawal of $50,000, including the applicable 7% withdrawal charge. We will withdraw $10,500 from your contract value free of charge (10% of your prior anniversary’s contract value). The remainder of the withdrawal is subject to a 7% withdrawal charge because your contract is in its third year of the withdrawal charge schedule, so we will withdraw $39,500 ($36,735 + $2,765 in withdrawal charges) from your contract value. Altogether, we will withdraw $50,000 and pay you $47,235. We calculate purchase payments not previously withdrawn as $100,000 – $45,000 = $55,000 (remember that $5,000 of the partial withdrawal is contract earnings).
The death benefit equals:

MAV death benefit (MAV adjusted for partial withdrawals):	$57,619
plus the Benefit Protector benefit (40% of earnings at death):
0.40 × ($57,619 – $55,000) =	+1,048

Total death benefit of:	$58,667
• On the third contract anniversary the contract value falls to $40,000. The death benefit equals the previous death benefit. The reduction in contract value has no effect.

EVERGREEN PATHWAYS VARIABLE ANNUITY — PROSPECTUS 39

• On the ninth contract anniversary the contract value grows to a new high of $200,000. Earnings at death reaches its maximum of 250% of purchase payments not previously withdrawn that are one or more years old.

The death benefit equals:
MAV death benefit (contract value):	$200,000
plus the Benefit Protector benefit (40% of earnings at death, up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old)	+55,000

Total death benefit of:	$255,000
• During the tenth contract year you make an additional purchase payment of $50,000. Your new contract value is now $250,000. The new purchase payment is less than one year old and so it has no effect on the Benefit Protector value. The death benefit equals:

MAV death benefit (contract value):	$250,000
plus the Benefit Protector benefit (40% of earnings at death, up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old)	+55,000

Total death benefit of:	$305,000
• During the eleventh contract year the contract value remains $250,000 and the “new” purchase payment is one year old and the value of the Benefit Protector changes. The death benefit equals:
MAV death benefit (contract value):	$250,000
plus the Benefit Protector benefit which equals 40% of earnings at death (MAV death benefit minus payments not previously withdrawn):
0.40 × ($250,000 – $105,000) =	+58,000

Total death benefit of:	$308,000

If your spouse is the sole beneficiary and you die before the retirement date, your spouse may keep the contract as owner. Your spouse and the new annuitant will be subject to all the limitations and restrictions of the rider just as if they were purchasing a new contract. If your spouse and the new annuitant do not qualify for the rider on the basis of age we will terminate the rider. If they do qualify for the rider on the basis of age we will set the contract value equal to the death benefit that would otherwise have been paid and we will substitute this new contract value on the date of death for “purchase payments not previously withdrawn” used in calculating earnings at death. Your spouse also has the option of discontinuing the Benefit Protector Death Benefit Rider within 30 days of the date of death.

NOTE: For special tax considerations associated with the Benefit Protector, see “Taxes.”

BENEFIT PROTECTOR PLUS DEATH BENEFIT RIDER (BENEFIT PROTECTOR PLUS)
The Benefit Protector Plus is intended to provide an additional benefit to your beneficiary to help offset expenses after your death such as funeral expenses or federal and state taxes. This is an optional benefit that you may select for an additional annual charge (see “Charges”). The Benefit Protector Plus provides reduced benefits if you or the annuitant are 70 or older at the rider effective date and it does not provide any additional benefit before the first rider anniversary and it does not provide any benefit beyond what is offered under the Benefit Protector rider during the second rider year.

If this rider is available in your state and both you and the annuitant are 75 or younger at contract issue, you may choose to add the Benefit Protector Plus to your contract. You must elect the Benefit Protector Plus at the time you purchase your contract and your rider effective date will be the contract issue date. This rider is available only for purchase through a transfer, exchange, or rollover from another annuity or life insurance policy. You may not select this rider if you select the Benefit Protector or the EDB. We reserve the right to discontinue offering the Benefit Protector Plus for new contracts.

Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract. Since the benefit paid by the rider is determined by the amount of earnings at death, the amount of the benefit paid may be reduced as a result of taking required minimum distributions (see “Taxes — Qualified Annuities — Required Minimum Distributions”). Be sure to discuss with your investment professional and tax advisor whether or not the Benefit Protector Plus is appropriate for your situation.

The Benefit Protector Plus provides that if you or the annuitant die after the first contract anniversary, but before annuity payouts begin, and while this contract is in force, we will pay the beneficiary:

•	the benefits payable under the Benefit Protector described above, plus:

 40  EVERGREEN PATHWAYS VARIABLE ANNUITY — PROSPECTUS

•	a percentage of purchase payments made within 60 days of contract issue not previously withdrawn as follows:

	Percentage if you and the annuitant are	Percentage if you or the annuitant are
Contract year	under age 70 on the rider effective date	70 or older on the rider effective date

One and Two	0%	0%

Three and Four	10%	3.75%

Five or more	20%	7.5%

Another way to describe the benefits payable under the Benefit Protector Plus rider is as follows:

•	the ROP death benefit (see “Benefits in Case of Death”) PLUS

	If you and the annuitant are under	If you or the annuitant are age 70
Contract year	age 70 on the rider effective date, add . . .	or older on the rider effective date, add . . .

One	Zero	Zero

Two	40% × earnings at death (see above)	15% × earnings at death

Three & Four	40% × (earnings at death + 25% of initial purchase payment*)	15% × (earnings at death + 25% of initial purchase payment*)

Five or more	40% × (earnings at death + 50% of initial purchase payment*)	15% × (earnings at death + 50% of initial purchase payment*)

*	Initial purchase payments are payments made within 60 days of contract issue not previously withdrawn.

Terminating the Benefit Protector Plus

•	You may terminate the rider within 30 days of the first rider anniversary.

•	You may terminate the rider within 30 days of any rider anniversary beginning with the seventh rider anniversary.

•	The rider will terminate when you make a full withdrawal from the contract or when annuity payouts begin.

Example of the Benefit Protector Plus

•	You purchase the contract with a payment of $100,000 and you and the annuitant are under age 70. You select an Option L contract with the MAV death benefit.

•	During the first contract year the contract value grows to $105,000. The MAV death benefit equals the contract value. You have not reached the first contract anniversary so the Benefit Protector Plus does not provide any additional benefit at this time.

• On the first contract anniversary the contract value grows to $110,000. You have not reached the second contract anniversary so the Benefit Protector Plus does not provide any benefit beyond what is provided by the Benefit Protector at this time. The death benefit equals:

MAV death benefit (contract value):	$110,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death
(MAV death benefit minus payments not previously withdrawn):
0.40 × ($110,000 – $100,000) =	+4,000

Total death benefit of:	$114,000
• On the second contract anniversary the contract value falls to $105,000. The death benefit equals:
MAV death benefit (MAV):	$110,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death:
0.40 × ($110,000 – $100,000) =	+4,000
plus 10% of purchase payments made within 60 days of contract issue and not previously withdrawn: 0.10 × $100,000 =	+10,000

Total death benefit of:	$124,000

EVERGREEN PATHWAYS VARIABLE ANNUITY — PROSPECTUS 41

• During the third contract year the contract value remains at $105,000 and you request a partial withdrawal of $50,000, including the applicable 7% withdrawal charge. We will withdraw $10,500 from your contract value free of charge (10% of your prior anniversary’s contract value). The remainder of the withdrawal is subject to a 7% withdrawal charge because your contract is in its third year of the withdrawal charge schedule, so we will withdraw $39,500 ($36,735 + $2,765 in withdrawal charges) from your contract value. Altogether, we will withdraw $50,000 and pay you $47,235. We calculate purchase payments not previously withdrawn as $100,000 – $45,000 = $55,000 (remember that $5,000 of the partial withdrawal is contract earnings). The death benefit equals:

MAV death benefit (MAV adjusted for partial withdrawals):	$57,619
plus the Benefit Protector Plus benefit which equals 40% of earnings at death:
0.40 × ($57,619 – $55,000) =	+1,048
plus 10% of purchase payments made within 60 days of contract issue and not previously withdrawn: 0.10 × $55,000 =	+5,500

Total death benefit of:	$64,167
• On the third contract anniversary the contract value falls to $40,000. The death benefit equals the previous death benefit. The reduction in contract value has no effect.
• On the ninth contract anniversary the contract value grows to a new high of $200,000. Earnings at death reaches its maximum of 250% of purchase payments not previously withdrawn that are one or more years old. Because we are beyond the fourth contract anniversary the Benefit Protector Plus also reaches its maximum of 20%. The death benefit equals:

MAV death benefit (contract value):	$200,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death, up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old	+55,000
plus 20% of purchase payments made within 60 days of contract issue and not previously withdrawn: 0.20 × $55,000 =	+11,000

Total death benefit of:	$266,000
• During the tenth contract year you make an additional purchase payment of $50,000. Your new contract value is now $250,000. The new purchase payment is less than one year old and so it has no effect on the Benefit Protector Plus value. The death benefit equals:

MAV death benefit (contract value):	$250,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death, up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old	+55,000
plus 20% of purchase payments made within 60 days of contract issue and not previously withdrawn: 0.20 × $55,000 =	+11,000

Total death benefit of:	$316,000
• During the eleventh contract year the contract value remains $250,000 and the “new” purchase payment is one year old. The value of the Benefit Protector Plus remains constant. The death benefit equals:

MAV death benefit (contract value):	$250,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death (MAV death benefit minus payments not previously withdrawn):
0.40 × ($250,000 – $105,000) =	+58,000
plus 20% of purchase payments made within 60 days of contract issue and not previously withdrawn: 0.20 × $55,000 =	+11,000

Total death benefit of:	$319,000

If your spouse is sole beneficiary and you die before the retirement date, your spouse may keep the contract as owner with the contract value equal to the death benefit that would otherwise have been paid. We will then terminate the Benefit Protector Plus and substitute the applicable death benefit (see “Benefits in Case of Death”).

NOTE: For special tax considerations associated with the Benefit Protector Plus, see “Taxes.”

 42  EVERGREEN PATHWAYS VARIABLE ANNUITY — PROSPECTUS

GUARANTEED MINIMUM INCOME BENEFIT RIDER (GMIB)
The GMIB is intended to provide you with a guaranteed minimum lifetime income regardless of the volatility inherent in the investments in the subaccounts. If the annuitant is between age 70 and age 75 at contract issue, you should consider whether the GMIB is appropriate for your situation because:

•	you must hold the GMIB for 10 years*,

•	the GMIB terminates** on the contract anniversary after the annuitant’s 86th birthday,

•	you can only exercise the GMIB within 30 days after a contract anniversary*,

•	the MAV and the 5% rising floor values we use in the GMIB benefit base to calculate annuity payouts under the GMIB are limited after age 81, and

•	there are additional costs associated with the rider.

Be sure to discuss whether or not the GMIB is appropriate for your situation with your investment professional.

*	Unless the annuitant qualifies for a contingent event (see “Charges — Contingent events”).
**	The rider and annual fee terminate on the contract anniversary after the annuitant’s 86th birthday; however, if you exercise the GMIB rider before this time, your benefits will continue according to the annuity payout plan you have selected.

If you are purchasing the contract as a qualified annuity, such as an IRA, and you are planning to begin annuity payouts after the date on which minimum distributions required by the IRS must begin, you should consider whether the GMIB is appropriate for you. Partial withdrawals you take from the contract, including those taken to satisfy RMDs, will reduce the GMIB benefit base (defined below), which in turn may reduce or eliminate the amount of any annuity payments available under the rider (see “Taxes — Qualified Annuities — Required Minimum Distributions”). Consult a tax advisor before you purchase any GMIB with a qualified annuity, such as an IRA.

If this rider is available in your state and the annuitant is 75 or younger at contract issue, you may choose to add this optional benefit to your contract for an additional annual charge which we describe below. If you select the GMIB, you must elect the EDB at the time you purchase your contract and your rider effective date will be the contract issue date.

In some instances, we may allow you to add the GMIB to your contract at a later date if it was not available when you initially purchased your contract. In these instances, we would add the GMIB on the next contract anniversary and this would become the rider effective date. For purposes of calculating the GMIB benefit base under these circumstances, we consider the contract value on the rider effective date to be the initial purchase payment; we disregard all previous purchase payments, transfers and withdrawals in the GMIB calculations.

Investment selection under the GMIB: For contract Option L, you may allocate your purchase payments or transfers to any of the subaccounts, GPAs or the one-year fixed account. For contract Option C, you may allocate payments to the subaccounts. We reserve the right to limit the amount you allocate to subaccounts investing in the Columbia Variable Portfolio — Cash Management Fund to 10% of the total amount in the subaccounts. If we are required to activate this restriction, and you have more than 10% of your subaccount value in this fund, we will send you a notice and ask that you reallocate your contract value so that the 10% limitation is satisfied within 60 days. We will terminate the GMIB if you have not satisfied the limitation after 60 days.

GMIB benefit base: If the GMIB is effective at contract issue, the GMIB benefit base is the greatest of these four values:

1.	contract value;

2.	total purchase payments minus adjusted partial withdrawals; or

3.	the maximum anniversary value at the last contract anniversary plus any payments made since that anniversary minus adjusted partial withdrawals since that anniversary; or

4. the 5% rising floor.

Keep in mind that the MAV and the 5% rising floor values are limited after age 81.

We reserve the right to exclude from the GMIB benefit base any purchase payments you make in the five years before you exercise the GMIB. We would do so only if such payments total $50,000 or more or if they are 25% or more of total contract payments. If we exercise this right, we:

•	subtract each payment adjusted for market value from the contract value and the MAV.

•	subtract each payment from the 5% rising floor. We adjust the payments made to the GPAs and the one-year fixed account for market value. We increase payments allocated to the subaccounts by 5% for the number of full contract years they have been in the contract before we subtract them from the 5% rising floor.

EVERGREEN PATHWAYS VARIABLE ANNUITY — PROSPECTUS 43

For each payment, we calculate the market value adjustment to the contract value, MAV, the GPAs and the one-year fixed account value of the 5% rising floor as:

PMT × CVG ECV

PMT =	each purchase payment made in the five years before you exercise the GMIB.

CVG =	current contract value at the time you exercise the GMIB.

ECV =	the estimated contract value on the anniversary prior to the payment in question. We assume that all payments and partial withdrawals occur at the beginning of a contract year.

For each payment, we calculate the 5% increase of payments allocated to the subaccounts as:

PMT × (1.05)CY

CY =	the full number of contract years the payment has been in the contract.

Exercising the GMIB

•	you may only exercise the GMIB within 30 days after any contract anniversary following the expiration of a ten-year waiting period from the rider effective date. However, there is an exception if at any time the annuitant experiences a “contingent event” (disability, terminal illness or confinement to a nursing home or hospital, see “Charges — Contingent events” for more details.)

•	the annuitant on the retirement date must be between 50 and 86 years old.

•	you can only take an annuity payout under one of the following annuity payout plans:

– Plan A — Life Annuity – no refund

– Plan B — Life Annuity with ten years certain

– Plan D — Joint and last survivor life annuity – no refund

•	you may change the annuitant for the payouts.

When you exercise your GMIB, you may select a fixed or variable annuity payout plan. Fixed annuity payouts are calculated using the annuity purchase rates based on the “1983 Individual Annuitant Mortality Table A” with 100% Projection Scale G. Your annuity payouts remain fixed for the lifetime of the annuity payout period.

First year variable annuity payouts are calculated in the same manner as fixed annuity payouts. Once calculated, your annuity payouts remain unchanged for the first year. After the first year, subsequent annuity payouts are variable and depend on the performance of the subaccounts you select. Variable annuity payouts after the first year are calculated using the following formula:

Pt–1 (1 + i) 1.05	= Pt

Pt–1	= prior annuity payout
Pt	= current annuity payout
i	= annualized subaccount performance

Each subsequent variable annuity payout could be more or less than the previous variable annuity payout if the subaccount investment performance is greater or less than the 5% assumed investment rate. If your subaccount performance equals 5%, your annuity payout will be unchanged from the previous annuity payout. If your subaccount performance is in excess of 5%, your variable annuity payout will increase from the previous annuity payout. If your subaccount investment performance is less than 5%, your variable annuity payout will decrease from the previous annuity payout.

If you exercise the GMIB under a contingent event, you can take up to 50% of the benefit base in cash. You can use the balance of the GMIB benefit base for annuity payouts calculated using the guaranteed annuity purchase rates under any one of the payout plans listed above as long as the annuitant is between 50 and 86 years old on the retirement date.

The GMIB benchmarks the contract growth at each anniversary against several comparison values and sets the GMIB benefit base equal to the largest value. The GMIB benefit base, less any applicable premium tax, is the value we apply to the guaranteed annuity purchase rates stated in Table B of the contract to calculate the minimum annuity payouts you will receive if you exercise the GMIB. If the GMIB benefit base is greater than the contract value, the GMIB may provide a higher annuity payout level than is otherwise available. However, the GMIB uses guaranteed annuity purchase rates which may result in annuity payouts that are less than those using the annuity purchase rates that we will apply at annuitization under the standard contract provisions. Therefore, the level of income provided by the GMIB may be less than the income the contract otherwise provides. If the annuity payouts through the standard contract provisions are more favorable than the payouts

 44  EVERGREEN PATHWAYS VARIABLE ANNUITY — PROSPECTUS

available through the GMIB, you will receive the higher standard payout option. The GMIB does not create contract value or guarantee the performance of any investment option.

Terminating the GMIB

•	You may terminate the rider within 30 days after the first and fifth rider anniversaries.

•	You may terminate the rider any time after the tenth rider anniversary.

•	The rider will terminate on the date:

– you make a full withdrawal from the contract;

– a death benefit is payable; or

– you choose to begin taking annuity payouts under the regular contract provisions.

•	The rider will terminate* 30 days following the contract anniversary after the annuitant’s 86th birthday.

*	The rider and annual fee terminate 30 days following the contract anniversary after the annuitant’s 86th birthday; however, if you exercise the GMIB rider before this time, your benefits will continue according to the annuity payout plan you have selected.

Example

•	You purchase the contract during the 2004 calendar year with a payment of $100,000 and you allocate all your purchase payments to the subaccounts.

•	There are no additional purchase payments and no partial withdrawals.

•	Assume the annuitant is male and age 55 at contract issue. For the joint and last survivor option (annuity payout Plan D), the joint annuitant is female and age 55 at contract issue.

Taking into account fluctuations in contract value due to market conditions, we calculate the GMIB benefit base as:

Contract				GMIB
anniversary	Contract value	MAV	5% rising floor	benefit base

1	$107,000	$107,000	$105,000

2	125,000	125,000	110,250

3	132,000	132,000	115,763

4	150,000	150,000	121,551

5	85,000	150,000	127,628

6	120,000	150,000	134,010

7	138,000	150,000	140,710

8	152,000	152,000	147,746

9	139,000	152,000	155,133

10	126,000	152,000	162,889	$162,889

11	138,000	152,000	171,034	171,034

12	147,000	152,000	179,586	179,586

13	163,000	163,000	188,565	188,565

14	159,000	163,000	197,993	197,993

15	212,000	212,000	207,893	212,000

NOTE: The MAV and 5% rising floor values are limited after age 81. Additionally, the GMIB benefit base may increase if the contract value increases. However, you should keep in mind that you are always entitled to annuitize using the contract value without exercising the GMIB.

If you annuitize the contract within 30 days after a contract anniversary, the payout under a fixed annuity option (which is the same as the minimum payout for the first year under a variable annuity option) would be:

			Minimum Guaranteed Monthly Income
Contract		Plan A –	Plan B –	Plan D – joint and
anniversary	GMIB	life annuity —	life annuity with	last survivor life
at exercise	benefit base	no refund	ten years certain	annuity — no refund

10	$162,889 (5% rising floor)	$840.51	$817.70	$672.73

15	212,000 (MAV)	1,250.80	1,193.56	968.84

The payouts above are shown at guaranteed annuity rates of 3% stated in Table B of the contract. Payouts under the standard provisions of this contract will be based on our annuity rates in effect at annuitization and are guaranteed to be greater than or

EVERGREEN PATHWAYS VARIABLE ANNUITY — PROSPECTUS 45

equal to the guaranteed annuity rates stated in Table B of the contract. The fixed annuity payout available under the standard provisions of this contract would be at least as great as shown below:

Contract		Plan A –	Plan B –	Plan D – joint and
anniversary		life annuity —	life annuity with	last survivor life
at exercise	Contract value	no refund	ten years certain	annuity — no refund

10	$126,000	$650.16	$632.52	$520.38

15	212,000	1,250.80	1,193.56	968.84

At the 15th contract anniversary you would not experience a benefit from the GMIB as the payout available to you is equal to or less than the payout available under the standard provisions of the contract. When the GMIB payout is less than the payout available under the standard provisions of the contract, you will receive the higher standard payout.

Remember that after the first year, lifetime income payouts under a variable annuity payout option will depend on the investment performance of the subaccounts you select. If your subaccount performance is 5%, your annuity payout will be unchanged from the previous annuity payout. If your subaccount performance is in excess of 5%, your variable annuity payout will increase from the previous annuity payout. If your subaccount investment performance is less than 5%, your variable annuity payout will decrease from the previous annuity payout.

This fee currently costs 0.70% of the GMIB benefit base annually and it is taken in a lump sum from the contract value on each contract anniversary at the end of each contract year. If the contract is terminated or if annuity payouts begin, we will deduct the fee at that time adjusted for the number of calendar days coverage was in place. We cannot increase the GMIB fee after the rider effective date and it does not apply after annuity payouts begin. We calculate the fee as follows:

BB + AT – FAV

BB	=	the GMIB benefit base.
AT	=	adjusted transfers from the subaccounts to the GPAs or the one-year fixed account made in the six months before the contract anniversary calculated as:

PT × VAT SVT

PT	=	the amount transferred from the subaccounts to the GPAs or the one-year fixed account within six months of the contract anniversary.
VAT	=	variable account floor on the date of (but prior to) the transfer.
SVT	=	value of the subaccounts on the date of (but prior to) the transfer.
FAV	=	the value of your GPAs and the one-year fixed account.

The result of AT – FAV will never be greater than zero. This allows us to base the GMIB fee largely on the subaccounts.

Example

•	You purchase the contract with a payment of $100,000 and allocate all of your payment to the subaccounts.

•	You make no transfers or partial withdrawals.

Contract		GMIB fee	Value on which we	GMIB fee
anniversary	Contract value	percentage	base the GMIB fee	charged to you

1	$80,000	0.70%	5% rising floor = $100,000 × 1.05	$735

2	150,000	0.70%	Contract value = $150,000	1,050

3	102,000	0.70%	MAV = $150,000	1,050

The Annuity Payout Period

As owner of the contract, you have the right to decide how and to whom annuity payouts will be made starting at the retirement date. You may select one of the annuity payout plans outlined below, or we may mutually agree on other payout arrangements. We do not deduct any withdrawal charges under the payout plans listed below, except under annuity payout Plan E.

You also decide whether we will make annuity payouts on a fixed or variable basis, or a combination of fixed and variable. The amount available to purchase payouts under the plan you select is the contract value on your retirement date after any rider charges have been deducted, plus any positive or negative MVA (less any applicable premium tax). Additionally, we currently allow you to use part of the amount available to purchase payouts, leaving any remaining contract value to accumulate on a tax-deferred basis. If you select a variable annuity payout, we reserve the right to limit the number of subaccounts in which you may invest. The GPAs are not available during this payout period.

 46  EVERGREEN PATHWAYS VARIABLE ANNUITY — PROSPECTUS

Amounts of fixed and variable payouts depend on:

•	the annuity payout plan you select;

•	the annuitant’s age and, in most cases, sex;

•	the annuity table in the contract; and

•	the amounts you allocated to the accounts at settlement.

In addition, for variable annuity payouts only, amounts depend on the investment performance of the subaccounts you select. These payouts will vary from month to month because the performance of the funds will fluctuate. Fixed payouts remain the same from month to month.

For information with respect to transfers between accounts after annuity payouts begin (see “Making the Most of Your Contract — Transfer policies”).

ANNUITY TABLES
The annuity tables in your contract (Table A and Table B) show the amount of the monthly payout for each $1,000 of contract value according to the age and, when applicable, the annuitant’s sex. (Where required by law, we will use a unisex table of settlement rates.)

Table A shows the amount of the first monthly variable annuity payout assuming that the contract value is invested at the beginning of the annuity payout period and earns a 5% rate of return, which is reinvested and helps to support future payouts. If you ask us at least 30 days before the retirement date, we will substitute an annuity table based on an assumed 3.5% investment rate for the 5% Table A in the contract. The assumed investment rate affects both the amount of the first payout and the extent to which subsequent payouts increase or decrease. For example, annuity payouts will increase if the investment return is above the assumed investment rate and payouts will decrease if the return is below the assumed investment rate. Using a 5% assumed interest rate results in a higher initial payout, but later payouts will increase more slowly when annuity unit values rise and decrease more rapidly when they decline.

Table B shows the minimum amount of each fixed annuity payout. We declare current payout rates that we use in determining the actual amount of your fixed annuity payout. The current payout rates will equal or exceed the guaranteed payout rates shown in Table B. We will furnish these rates to you upon request.

ANNUITY PAYOUT PLANS
You may choose any one of these annuity payout plans by giving us written instructions at least 30 days before contract values are used to purchase the payout plan. Generally, you may select one of the Plans A through E below or another plan agreed to by us.

•	Plan A – Life annuity — no refund: We make monthly payouts until the annuitant’s death. Payouts end with the last payout before the annuitant’s death. We will not make any further payouts. This means that if the annuitant dies after we made only one monthly payout, we will not make any more payouts.

•	Plan B – Life annuity with five, ten or 15 years certain: We make monthly payouts for a guaranteed payout period of five, ten or 15 years that you elect. This election will determine the length of the payout period to the beneficiary if the annuitant should die before the elected period expires. We calculate the guaranteed payout period from the retirement date. If the annuitant outlives the elected guaranteed payout period, we will continue to make payouts until the annuitant’s death.

•	Plan C – Life annuity — installment refund: We make monthly payouts until the annuitant’s death, with our guarantee that payouts will continue for some period of time. We will make payouts for at least the number of months determined by dividing the amount applied under this option by the first monthly payout, whether or not the annuitant is living.

•	Plan D – Joint and last survivor life annuity — no refund: We make monthly payouts while both the annuitant and a joint annuitant are living. If either annuitant dies, we will continue to make monthly payouts at the full amount until the death of the surviving annuitant. Payouts end with the death of the second annuitant.

•	Plan E – Payouts for a specified period: We make monthly payouts for a specific payout period of ten to 30 years that you elect. We will make payouts only for the number of years specified whether the annuitant is living or not. Depending on the selected time period, it is foreseeable that an annuitant can outlive the payout period selected. During the annuity payout period, you may make full and partial withdrawals. If you make a full withdrawal, you can elect to have us determine the present value of any remaining variable payouts and pay it to you in a lump sum. We determine the present value of the remaining annuity payouts which are assumed to remain level at the amount of the payout that would have been made 7 days prior to the date we determine the present value. If the original contract was an Option L contract, the discount rate we use in the calculation is 5.17% for the assumed investment return of 3.5% and 6.67% for the assumed investment return of 5.0%. If the original contract was an Option C contract, the discount rate we use in the calculation will vary between

EVERGREEN PATHWAYS VARIABLE ANNUITY — PROSPECTUS 47

5.55% and 7.05% depending on the applicable assumed investment rate. (See “Charges — Withdrawal charge under Annuity Payout Plan E.”) A 10% IRS penalty tax could apply if you take a withdrawal. (See “Taxes.”)

Annuity payout plan requirements for qualified annuities: If your contract is a qualified annuity, you must select a payout plan as of the retirement date set forth in your contract. You have the responsibility for electing a payout plan under your contract that complies with applicable law. Your contract describes your payout plan options. The options will meet certain IRS regulations governing RMDs if the payout plan meets the incidental distribution benefit requirements, if any, and the payouts are made:

•	in equal or substantially equal payments over a period not longer than your life expectancy, or over the joint life expectancy of you and your designated beneficiary; or

•	over a period certain not longer than your life expectancy or over the joint life expectancy of you and your designated beneficiary.

If we do not receive instructions: You must give us written instructions for the annuity payouts at least 30 days before the annuitant’s retirement date. If you do not, we will make payouts under Plan B, with 120 monthly payouts guaranteed.

If monthly payouts would be less than $20: We will calculate the amount of monthly payouts at the time the contract value is used to purchase a payout plan. If the calculations show that monthly payouts would be less than $20, we have the right to pay the contract value to the owner in a lump sum or to change the frequency of the payouts.

Death after annuity payouts begin: If you or the annuitant die after annuity payouts begin, we will pay any amount payable to the beneficiary as provided in the annuity payout plan in effect.

Taxes

Under current law, your contract has a tax-deferral feature. Generally, this means you do not pay income tax until there is a taxable distribution (or deemed distribution) from the contract. We will send a tax information reporting form for any year in which we made a taxable or reportable distribution according to our records.

NONQUALIFIED ANNUITIES
Generally, only the increase in the value of a non-qualified annuity contract over the investment in the contract is taxable. Certain exceptions apply. Federal tax law requires that all nonqualified deferred annuity contracts issued by the same company (and possibly its affiliates) to the same owner during a calendar year be taxed as a single, unified contract when distributions are taken from any one of those contracts.

Annuity payouts: Generally, unlike withdrawals described below, the taxation of annuity payouts are subject to exclusion ratios, i.e. in most cases, a portion of each payout will be ordinary income and subject to tax, and a portion of each payout will be considered a return of part of your investment in the contract and will not be taxed. All amounts you receive after your investment in the contract is fully recovered will be subject to tax. Under Annuity Payout Plan A: Life annuity — no refund, where the annuitant dies before your investment in the contract is fully recovered, the remaining portion of the unrecovered investment may be available as a federal income tax deduction to the owner for the last taxable year. Under all other annuity payout plans, where the annuity payouts end before your investment in the contract is fully recovered, the remaining portion of the unrecovered investment may be available as a federal income tax deduction to the taxpayer for the tax year in which the payouts end. (See “The Annuity Payout Period — Annuity Payout Plans.”)

Beginning in 2011, federal tax law permits taxpayers to annuitize a portion of their nonqualified annuity while leaving the remaining balance to continue to grow tax-deferred. Under the new partial annuitization rules, the portion annuitized must be received as an annuity for a period of 10 years or more, or for the lives of one or more individuals. If this requirement is met, the annuitized portion and the tax-deferred balance will generally be treated as two separate contracts for income tax purposes only. If a contract is partially annuitized, the investment in the contract is allocated between the deferred and the annuitized portions on a pro rata basis.

Withdrawals: Generally, if you withdraw all or part of your nonqualified annuity before your annuity payouts begin, including withdrawals under any optional withdrawal benefit rider, your withdrawal will be taxed to the extent that the contract value immediately before the withdrawal exceeds the investment in the contract. Different rules may apply if you exchange another contract into this contract.

You also may have to pay a 10% IRS penalty for withdrawals of taxable income you make before reaching age 59 1/2 unless certain exceptions apply.

Withholding: If you receive taxable income as a result of an annuity payout or withdrawal, including withdrawals under any optional withdrawal benefit rider, we may deduct federal, and in some cases state withholding against the payment. Any withholding represents a prepayment of your tax due for the year. You take credit for these amounts on your annual income

 48  EVERGREEN PATHWAYS VARIABLE ANNUITY — PROSPECTUS

tax return. As long as you have provided us with a valid Social Security Number or Taxpayer Identification Number, and you have a valid U.S. address, you may be able to elect not to have any withholding occur.

If the payment is part of an annuity payout plan, we generally compute the amount of federal income tax withholding using payroll tables. You may provide us with a statement of how many exemptions to use in calculating the withholding. If the distribution is any other type of payment (such as partial or full withdrawal) we compute federal income tax withholding using 10% of the taxable portion.

The federal income tax withholding requirements differ if we deliver payment outside the United States or you are a non-resident alien.

Some states also may impose income tax withholding requirements similar to the federal withholding described above. If this should be the case, we may deduct state income tax withholding from the payment.

Death benefits to beneficiaries: The death benefit under a nonqualified contract is not exempt from estate (federal or state) taxes. In addition, for income tax purposes, any amount your beneficiary receives that exceeds the investment in the contract is taxable as ordinary income to the beneficiary in the year he or she receives the payments. (See also “Benefits in Case of Death — If You Die Before the Retirement Start Date”).

Net Investment Income Tax (also known as Medicare contribution tax): Effective for taxable years beginning on or after January 1, 2013, certain high-income individuals (as well as estates and trusts) are subject to a new 3.8% net investment income tax (as an addition to income taxes). For individuals, the 3.8% tax applies to the lesser of (1) the amount by which the taxpayer’s modified adjusted gross income exceeds $200,000 ($250,000 for married filing jointly and surviving spouses; $125,000 for married filing separately) or (2) the taxpayer’s “net investment income.” Net investment income includes taxable income from nonqualified annuities. Annuity holders are advised to consult their tax advisor regarding the possible implications of this additional tax.

Annuities owned by corporations, partnerships or irrevocable trusts: For nonqualified annuities, any annual increase in the value of annuities held by such entities (nonnatural persons) generally will be treated as ordinary income received during that year. However, if the trust was set up for the benefit of a natural person(s) only, the income may remain tax-deferred until withdrawn or paid out.

Penalties: If you receive amounts from your nonqualified annuity before reaching age 59 1/2, you may have to pay a 10% IRS penalty on the amount includable in your ordinary income. However, this penalty will not apply to any amount received:

•	because of your death or in the event of nonnatural ownership, the death of the annuitant;

•	because you become disabled (as defined in the Code);

•	if the distribution is part of a series of substantially equal periodic payments, made at least annually, over your life or life expectancy (or joint lives or life expectancies of you and your beneficiary);

•	if it is allocable to an investment before Aug. 14, 1982; or

•	if annuity payouts are made under immediate annuities as defined by the Code.

Transfer of ownership: Generally, if you transfer ownership of a nonqualified annuity without receiving adequate consideration, the transfer may be taxed as a withdrawal for federal income tax purposes. If the transfer is a currently taxable event for income tax purposes, the original owner will be taxed on the amount of deferred earnings at the time of the transfer and also may be subject to the 10% IRS penalty discussed earlier. In this case, the new owner’s investment in the contract will be equal to the investment in the contract at the time of the transfer plus any earnings included in the original owner’s taxable income as a result of the transfer. In general, this rule does not apply to transfers between spouses or former spouses. Similar rules apply if you transfer ownership for full consideration. Please consult your tax advisor for further details.

1035 Exchanges: Section 1035 of the Code permits nontaxable exchanges of certain insurance policies, endowment contracts, annuity contracts and qualified long-term care insurance contracts, while providing for continued tax deferral of earnings. In addition, Section 1035 permits the carryover of the investment in the contract from the old policy or contract to the new policy or contract. In a 1035 exchange one policy or contract is exchanged for another policy or contract. The following are nontaxable exchanges: (1) the exchange of a life insurance policy for another life insurance policy or for an endowment, annuity or qualified long-term care insurance contract, (2) the exchange of an endowment contract for an annuity contract, or for an endowment contract under which payments will begin no later than payments would have begun under the contract exchanged, (3) the exchange of an annuity contract for another annuity contract or for a qualified long-term insurance contract, and (4) the exchange of a qualified long-term care insurance contract for a qualified long-term care insurance contract. Additionally, other tax rules may apply. However, if the insurance policy has an outstanding loan, there may be tax consequences. Depending on the issue date of your original policy or contract, there may be tax or other benefits that are given up to gain the benefits of the new policy or contract. Consider whether the features and benefits of the new policy or contract outweigh any tax or other benefits of the old contract.

EVERGREEN PATHWAYS VARIABLE ANNUITY — PROSPECTUS 49

For a partial exchange of an annuity contract for another annuity contract, the 1035 exchange is generally tax-free. The investment in the original contract and the earnings on the contract will be allocated proportionately between the original and new contracts. However, per IRS Revenue Procedure 2011-38, if withdrawals are taken from either contract within the 180-day period following an exchange, the IRS will apply general tax principles to determine the appropriate tax treatment of the exchange and subsequent withdrawal. As a result, there may be unexpected tax consequences. You should consult your tax advisor before taking any withdrawal from either contract during the 180-day period following a partial exchange. Different IRS limitations on withdrawals apply to partial exchanges completed prior to October 24, 2011.

Assignment: If you assign or pledge your contract as collateral for a loan, earnings on purchase payments you made after Aug. 13, 1982 will be taxed as a deemed distribution and you may have to pay a 10% IRS penalty.

QUALIFIED ANNUITIES
Adverse tax consequences may result if you do not ensure that contributions, distributions and other transactions under the contract comply with the law. Qualified annuities have minimum distribution rules that govern the timing and amount of distributions. You should refer to your retirement plan’s Summary Plan Description, your IRA disclosure statement, or consult a tax advisor for additional information about the distribution rules applicable to your situation.

When you use your contract to fund a retirement plan or IRA that is already tax-deferred under the Code, the contract will not provide any necessary or additional tax deferral. If your contract is used to fund an employer sponsored plan, your right to benefits may be subject to the terms and conditions of the plan regardless of the terms of the contract.

Annuity payouts: Under a qualified annuity, except a Roth IRA, Roth 401(k) or Roth 403(b), the entire payout generally is includable as ordinary income and is subject to tax unless: (1) the contract is an IRA to which you made non-deductible contributions; or (2) you rolled after-tax dollars from a retirement plan into your IRA; or (3) the contract is used to fund a retirement plan and you or your employer have contributed after-tax dollars.

Annuity payouts from Roth IRAs: In general, the entire payout from a Roth IRA can be free from income and penalty taxes if you have attained age 59 1/2 and meet the five year holding period.

Withdrawals: Under a qualified annuity, except a Roth IRA, Roth 401(k) or Roth 403(b), the entire withdrawal will generally be includable as ordinary income and is subject to tax unless: (1) the contract is an IRA to which you made non-deductible contributions; or (2) you rolled after-tax dollars from a retirement plan into your IRA; or (3) the contract is used to fund a retirement plan and you or your employer have contributed after-tax dollars.

Withdrawals from Roth IRAs: In general, the entire payout from a Roth IRA can be free from income and penalty taxes if you have attained age 59 1/2 and meet the five year holding period.

Required Minimum Distributions: Retirement plans (except for Roth IRAs) are subject to required withdrawals called required minimum distributions (“RMDs”) beginning at age 70 1/2. RMDs are based on the fair market value of your contract at year-end divided by the life expectancy factor. Certain death benefits and optional riders may be considered in determining the fair market value of your contract for RMD purposes. This may cause your RMD to be higher. Inherited IRAs (including inherited Roth IRAs) are subject to special required minimum distribution rules. You should consult your tax advisor prior to making a purchase for an explanation of the potential tax implications to you.

Withholding for IRAs, Roth IRAs, SEPs and SIMPLE IRAs: If you receive taxable income as a result of an annuity payout or a withdrawal, including withdrawals under any optional withdrawal benefit rider, we may deduct withholding against the payment. Any withholding represents a prepayment of your tax due for the year. You take credit for these amounts on your annual income tax return. As long as you have provided us with a valid Social Security Number or Taxpayer Identification Number, you can elect not to have any withholding occur.

If the payment is part of an annuity payout plan, we generally compute the amount of federal income tax withholding using payroll tables. You may provide us with a statement of how many exemptions to use in calculating the withholding. If the distribution is any other type of payment (such as a partial or full withdrawal) we compute federal income tax withholding using 10% of the taxable portion.

The federal income tax withholding requirements differ if we deliver payment outside the United States or you are a non-resident alien.

Some states also may impose income tax withholding requirements similar to the federal withholding described above. If this should be the case, we may deduct state income tax withholding from the payment.

Withholding for all other qualified annuities: If you receive directly all or part of the contract value from a qualified annuity, mandatory 20% federal income tax withholding (and possibly state income tax withholding) generally will be imposed at the time the payout is made from the plan. Any withholding represents a prepayment of your tax due for the year. You take credit for these amounts on your annual income tax return. This mandatory withholding will not be imposed if

 50  EVERGREEN PATHWAYS VARIABLE ANNUITY — PROSPECTUS

instead of receiving the distribution check, you elect to have the distribution rolled over directly to an IRA or another eligible plan. Payments made to a surviving spouse instead of being directly rolled over to an IRA are also subject to mandatory 20% income tax withholding.

In the below situations, the distribution is subject to an optional 10% withholding instead of the mandatory 20% withholding. We will withhold 10% of the distribution amount unless you elect otherwise.

•	the payout is one in a series of substantially equal periodic payouts, made at least annually, over your life or life expectancy (or the joint lives or life expectancies of you and your designated beneficiary) or over a specified period of 10 years or more;

•	the payout is a RMD as defined under the Code;

•	the payout is made on account of an eligible hardship; or

•	the payout is a corrective distribution.

State withholding also may be imposed on taxable distributions.

Penalties: If you receive amounts from your qualified contract before reaching age 59 1/2, you may have to pay a 10% IRS penalty on the amount includable in your ordinary income. However, this penalty generally will not apply to any amount received:

•	because of your death;

•	because you become disabled (as defined in the Code);

•	if the distribution is part of a series of substantially equal periodic payments made at least annually, over your life or life expectancy (or joint lives or life expectancies of you and your beneficiary);

•	if the distribution is made following severance from employment during the calendar year in which you attain age 55 (TSAs and annuities funding 401(a) plans only);

•	to pay certain medical or education expenses (IRAs only); or

•	if the distribution is made from an inherited IRA.

Death benefits to beneficiaries: The entire death benefit generally is taxable as ordinary income to the beneficiary in the year he/she receives the payments from the qualified annuity. If you made non-deductible contributions to a traditional IRA, the portion of any distribution from the contract that represents after-tax contributions is not taxable as ordinary income to your beneficiary. You are responsible for keeping all records tracking your non-deductible contributions to an IRA. Death benefits under a Roth IRA generally are not taxable as ordinary income to the beneficiary if certain distribution requirements are met. (See also “Benefits in Case of Death — If you Die Before the Retirement Date”).

Change of retirement plan type: IRS regulations allow for rollovers of certain retirement plan distributions. In some circumstances, you may be able to have an intra-contract rollover, keeping the same features and conditions. If the annuity contract you have does not support an intra-contract rollover, you are able to request an IRS approved rollover to another annuity contract or other investment product that you choose. If you choose another annuity contract or investment product, you will be subject to new rules, including a new withdrawal charge schedule for an annuity contract, or other product rules as applicable.

Assignment: You may not assign or pledge your qualified contract as collateral for a loan.

OTHER
Special considerations if you select any optional rider: As of the date of this prospectus, we believe that charges related to these riders are not subject to current taxation. Therefore, we will not report these charges as partial withdrawals from your contract. However, the IRS may determine that these charges should be treated as partial withdrawals subject to taxation to the extent of any gain as well as the 10% tax penalty for withdrawals before the age of 59 1/2, if applicable.

We reserve the right to report charges for these riders as partial withdrawals if we, as a withholding and reporting agent, believe that we are required to report them. In addition, we will report any benefits attributable to these riders on the death of you or the annuitant as an annuity death benefit distribution, not as proceeds from life insurance.

Important: Our discussion of federal tax laws is based upon our understanding of current interpretations of these laws. Federal tax laws or current interpretations of them may change. For this reason and because tax consequences are complex and highly individual and cannot always be anticipated, you should consult a tax advisor if you have any questions about taxation of your contract.

RiverSource Life’s tax status: We are taxed as a life insurance company under the Code. For federal income tax purposes, the subaccounts are considered a part of our company, although their operations are treated separately in accounting and financial statements. Investment income is reinvested in the fund in which each subaccount invests and becomes part of that

EVERGREEN PATHWAYS VARIABLE ANNUITY — PROSPECTUS 51

subaccount’s value. This investment income, including realized capital gains, is not subject to any withholding for federal or state income taxes. We reserve the right to make such a charge in the future if there is a change in the tax treatment of variable annuities or in our tax status as we then understand it.

Tax qualification: We intend that the contract qualify as an annuity for federal income tax purposes. To that end, the provisions of the contract are to be interpreted to ensure or maintain such tax qualification, in spite of any other provisions of the contract. We reserve the right to amend the contract to reflect any clarifications that may be needed or are appropriate to maintain such qualification or to conform the contract to any applicable changes in the tax qualification requirements. We will send you a copy of any amendments.

Voting Rights

As a contract owner with investments in the subaccounts, you may vote on important fund policies until annuity payouts begin. Once they begin, the person receiving them has voting rights. We will vote fund shares according to the instructions of the person with voting rights.

Before annuity payouts begin, the number of votes you have is determined by applying your percentage interest in each subaccount to the total number of votes allowed to the subaccount.

After annuity payouts begin, the number of votes you have is equal to:

•	the reserve held in each subaccount for your contract; divided by

•	the net asset value of one share of the applicable fund.

As we make annuity payouts, the reserve for the contract decreases; therefore, the number of votes also will decrease.

We calculate votes separately for each subaccount. We will send notice of shareholders’ meetings, proxy materials and a statement of the number of votes to which the voter is entitled. We will vote shares for which we have not received instructions in the same proportion as the votes for which we received instructions. We also will vote the shares for which we have voting rights in the same proportion as the votes for which we received instructions.

Substitution of Investments

We may substitute the funds in which the subaccounts invest if:

•	laws or regulations change;

•	the existing funds become unavailable; or

•	in our judgment, the funds no longer are suitable (or are not the most suitable) for the subaccounts.

If any of these situations occur, and if we believe it is in the best interest of persons having voting rights under the contract, we have the right to substitute a fund currently listed in this prospectus (existing fund) for another fund (new fund). The new fund may have higher fees and/or operating expenses than the existing fund. Also, the new fund may have investment objectives and policies and/or investment advisers which differ from the existing fund.

We may also:

•	add new subaccounts;

•	combine any two or more subaccounts;

•	transfer assets to and from the subaccounts or the variable account; and

•	eliminate or close any subaccounts.

We will notify you of any substitution or change. If we notify you that a subaccount will be eliminated or closed, you will have a certain period of time to tell us where to reallocate purchase payments or contract value currently allocated to that subaccount. If we do not receive your reallocation instructions by the due date, we automatically will reallocate to the subaccount investing in the Columbia Variable Portfolio — Cash Management Fund (Class 3). You may then transfer this reallocated amount in accordance with the transfer provisions of your contract (see “Transferring Between Accounts” above).

In the event of substitution or any of these changes, we may amend the contract and take whatever action is necessary and appropriate without your consent or approval. However, we will not make any substitution or change without the necessary approval of the SEC and state insurance departments.

 52  EVERGREEN PATHWAYS VARIABLE ANNUITY — PROSPECTUS

About the Service Providers

PRINCIPAL UNDERWRITER
RiverSource Distributors, Inc. (“RiverSource Distributors”), our affiliate, serves as the principal underwriter of the contract. Its offices are located at 70100 Ameriprise Financial Center, Minneapolis, MN 55474. RiverSource Distributors is a wholly-owned subsidiary of Ameriprise Financial, Inc.

Although we no longer offer the contract for sale, you may continue to make purchase payments if permitted under the terms of your contract. We pay commissions to an affiliated selling firm of up to 4.25% each time a purchase payment is made for contract Option L and 1% for contract Option C as well as service/trail commissions of up to 1.00% based on annual total contract value for as long as the contract remains in effect. We also may pay an additional sales commission of up to 1.00% (for both contract options) of purchase payments for a period of time we select. These commissions do not change depending on which subaccounts you choose to allocate your purchase payments.

From time to time and in accordance with applicable laws and regulations, we may also pay or provide the selling firm with various cash and non-cash promotional incentives including, but not limited to bonuses, short-term sales incentive payments, marketing allowances, costs associated with sales conferences and educational seminars and sales recognition awards.

A portion of the payments made to the selling firm may be passed on to its sales representatives in accordance with its internal compensation programs. Those programs may also include other types of cash and non-cash compensation and other benefits.

Ask your sales representative for further information about what your sales representative and the selling firm for which he or she works may receive in connection with your contract.

We pay the commissions and other compensation described above from our assets. Our assets include:

•	revenues we receive from fees and expenses that you will pay when buying, owning and making a withdrawal from the contract (see “Expense Summary”);

•	compensation we or an affiliate receive from the underlying funds in the form of distribution and services fees (see “The Variable Account and the Funds — The funds”);

•	compensation we or an affiliate receive from a fund’s investment adviser, subadviser, distributor or an affiliate of any of these (see “The Variable Account and the Funds — The funds”); and

•	revenues we receive from other contracts and policies we sell that are not securities and other businesses we conduct.

You do not directly pay the commissions and other compensation described above as the result of a specific charge or deduction under the contract. However, you may pay part of all of the commissions and other compensation described above indirectly through:

•	fees and expenses we collect from contract owners, including withdrawal charges; and

•	fees and expenses charged by the underlying funds in which the subaccounts you select invest, to the extent we or one of our affiliates receive revenue from the funds or an affiliated person.

ISSUER
RiverSource Life issues the contracts. We are located at 70100 Ameriprise Financial Center, Minneapolis, MN 55474 and are a wholly-owned subsidiary of Ameriprise Financial, Inc.

We conduct a conventional life insurance business. We are licensed to do business in 49 states, the District of Columbia and American Samoa. Our primary products currently include fixed and variable annuity contracts and life insurance policies.

LEGAL PROCEEDINGS
Life insurance companies have been the subject of increasing regulatory, legislative and judicial scrutiny. Numerous state and federal regulatory agencies have commenced examinations and other inquiries of insurance companies regarding sales and marketing practices (including sales to older consumers and disclosure practices), claims handling, and unclaimed property and escheatment practices and procedures. With regard to an industry-wide investigation of unclaimed property and escheatment practices and procedures, RiverSource Life is responding to regulatory audits, market conduct examinations and other inquiries (including inquiries from the State of Minnesota). RiverSource Life has cooperated with and will continue to cooperate with the applicable regulators regarding their inquiries.

RiverSource Life is involved in the normal course of business in a number of other legal and arbitration proceedings concerning matters arising in connection with the conduct of its business activities. RiverSource Life believes that it is not a party to, nor are any of its properties the subject of, any pending legal, arbitration or regulatory proceedings that would have a material adverse effect on its consolidated financial condition, results of operations or liquidity. However, it is possible that the

EVERGREEN PATHWAYS VARIABLE ANNUITY — PROSPECTUS 53

outcome of any such proceedings could have a material adverse impact on results of operations in any particular reporting period as the proceedings are resolved.

Additional Information

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
RiverSource Life is incorporating by reference in this prospectus information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information that we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC automatically will update and supersede this information. The Annual Report on Form 10-K of RiverSource Life Insurance Company for the year ended December 31, 2012, File No. 33-28976, that we previously filed with the SEC under the Securities Exchange Act of 1934 (1934 Act) is incorporated by reference into this prospectus, as well as all of our subsequent annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC under the 1934 Act. To access this document, see “SEC Filings” under “Investors Relations” on our website at www.ameriprise.com.

RiverSource Life will furnish you without charge a copy of any or all of the documents incorporated by reference into this prospectus, including any exhibits to such documents which have been specifically incorporated by reference. We will do so upon receipt of your written or oral request. You can contact RiverSource Life at the telephone number and address listed on the first page of this prospectus.

AVAILABLE INFORMATION
This prospectus is part of a registration statement we file with the SEC. Additional information on RiverSource Life and on this offering is available in the registration statement. You can obtain copies of these materials at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. In addition to this prospectus, the SAI and information about the contract, information incorporated by reference is available on the EDGAR Database on the SEC’s Internet site at (http://www.sec.gov).

INDEMNIFICATION
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (Securities Act) may be permitted to directors and officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

 54  EVERGREEN PATHWAYS VARIABLE ANNUITY — PROSPECTUS

Appendix: Condensed Financial Information (Unaudited)

The following tables give per-unit information about the financial history of the subaccounts representing the lowest and highest total annual variable account expense combinations. The date in which operations commenced in each subaccount is noted in parentheses. The SAI contains tables that give per-unit information about the financial history of each existing subaccount. We have not provided this information for subaccounts (if any) that were not available under your contract as of Dec. 31, 2012. You may obtain a copy of the SAI without charge by contacting us at the telephone number or address listed on the first page of the prospectus.

Variable account charges of 1.40% of the daily net assets of the variable account.
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

AllianceBernstein VPS Global Thematic Growth Portfolio (Class B) (09/22/1999)
Accumulation unit value at beginning of period	$0.60	$0.79	$0.68	$0.45	$0.86	$0.73	$0.68	$0.67	$0.65	$0.46
Accumulation unit value at end of period	$0.67	$0.60	$0.79	$0.68	$0.45	$0.86	$0.73	$0.68	$0.67	$0.65
Number of accumulation units outstanding at end of period (000 omitted)	235	350	428	503	570	717	914	1,202	1,283	1,451

AllianceBernstein VPS Growth and Income Portfolio (Class B) (08/30/2002)
Accumulation unit value at beginning of period	$1.35	$1.29	$1.16	$0.98	$1.68	$1.62	$1.41	$1.36	$1.24	$0.95
Accumulation unit value at end of period	$1.57	$1.35	$1.29	$1.16	$0.98	$1.68	$1.62	$1.41	$1.36	$1.24
Number of accumulation units outstanding at end of period (000 omitted)	85	118	138	208	358	387	427	407	363	215

AllianceBernstein VPS Large Cap Growth Portfolio (Class B) (09/22/1999)
Accumulation unit value at beginning of period	$0.72	$0.75	$0.69	$0.51	$0.87	$0.77	$0.79	$0.70	$0.65	$0.54
Accumulation unit value at end of period	$0.82	$0.72	$0.75	$0.69	$0.51	$0.87	$0.77	$0.79	$0.70	$0.65
Number of accumulation units outstanding at end of period (000 omitted)	380	710	877	1,081	1,186	1,619	1,808	2,130	2,021	2,140

Columbia Variable Portfolio – Cash Management Fund (Class 3) (02/21/1995)
Accumulation unit value at beginning of period	$1.30	$1.31	$1.33	$1.35	$1.34	$1.29	$1.26	$1.24	$1.25	$1.26
Accumulation unit value at end of period	$1.28	$1.30	$1.31	$1.33	$1.35	$1.34	$1.29	$1.26	$1.24	$1.25
Number of accumulation units outstanding at end of period (000 omitted)	2,860	3,784	4,615	4,417	4,753	3,976	3,923	6,630	7,059	5,254

Columbia Variable Portfolio – Diversified Bond Fund (Class 3) (02/21/1995)
Accumulation unit value at beginning of period	$2.04	$1.94	$1.82	$1.61	$1.75	$1.68	$1.63	$1.62	$1.58	$1.53
Accumulation unit value at end of period	$2.17	$2.04	$1.94	$1.82	$1.61	$1.75	$1.68	$1.63	$1.62	$1.58
Number of accumulation units outstanding at end of period (000 omitted)	2,043	2,171	2,609	9,757	10,453	12,248	8,733	8,279	9,515	7,119

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3) (03/03/2000)
Accumulation unit value at beginning of period	$1.58	$1.69	$1.46	$1.16	$1.98	$1.86	$1.58	$1.41	$1.21	$0.87
Accumulation unit value at end of period	$1.78	$1.58	$1.69	$1.46	$1.16	$1.98	$1.86	$1.58	$1.41	$1.21
Number of accumulation units outstanding at end of period (000 omitted)	1,539	1,827	2,123	9,137	8,505	6,387	5,210	2,698	1,026	605

Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3) (02/21/1995)
Accumulation unit value at beginning of period	$1.58	$1.53	$1.32	$1.08	$1.89	$1.86	$1.64	$1.56	$1.50	$1.18
Accumulation unit value at end of period	$1.78	$1.58	$1.53	$1.32	$1.08	$1.89	$1.86	$1.64	$1.56	$1.50
Number of accumulation units outstanding at end of period (000 omitted)	2,086	2,533	3,074	3,447	3,843	4,871	5,898	4,590	4,708	4,663

Columbia Variable Portfolio – Mid Cap Growth Opportunity Fund (Class 3) (08/30/2002)
Accumulation unit value at beginning of period	$1.45	$1.73	$1.39	$0.86	$1.59	$1.41	$1.44	$1.32	$1.23	$1.02
Accumulation unit value at end of period	$1.59	$1.45	$1.73	$1.39	$0.86	$1.59	$1.41	$1.44	$1.32	$1.23
Number of accumulation units outstanding at end of period (000 omitted)	810	906	1,009	1,184	1,418	1,722	2,222	377	159	29

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 3) (03/03/2000)
Accumulation unit value at beginning of period	$1.25	$1.25	$1.23	$1.18	$1.23	$1.18	$1.15	$1.15	$1.16	$1.16
Accumulation unit value at end of period	$1.25	$1.25	$1.25	$1.23	$1.18	$1.23	$1.18	$1.15	$1.15	$1.16
Number of accumulation units outstanding at end of period (000 omitted)	688	803	893	2,339	2,088	2,176	2,281	2,359	2,330	1,256

Fidelity® VIP Contrafund® Portfolio Service Class 2 (08/30/2002)
Accumulation unit value at beginning of period	$1.70	$1.77	$1.54	$1.15	$2.03	$1.76	$1.60	$1.39	$1.23	$0.97
Accumulation unit value at end of period	$1.94	$1.70	$1.77	$1.54	$1.15	$2.03	$1.76	$1.60	$1.39	$1.23
Number of accumulation units outstanding at end of period (000 omitted)	2,342	2,842	3,363	5,125	8,294	9,083	10,127	5,827	3,099	1,289

Fidelity® VIP Growth Portfolio Service Class 2 (03/01/2002)
Accumulation unit value at beginning of period	$1.04	$1.06	$0.87	$0.69	$1.32	$1.06	$1.01	$0.97	$0.95	$0.73
Accumulation unit value at end of period	$1.18	$1.04	$1.06	$0.87	$0.69	$1.32	$1.06	$1.01	$0.97	$0.95
Number of accumulation units outstanding at end of period (000 omitted)	144	158	187	260	292	726	815	744	882	256

Fidelity® VIP Mid Cap Portfolio Service Class 2 (05/01/2001)
Accumulation unit value at beginning of period	$2.12	$2.41	$1.90	$1.38	$2.32	$2.04	$1.84	$1.58	$1.29	$0.94
Accumulation unit value at end of period	$2.40	$2.12	$2.41	$1.90	$1.38	$2.32	$2.04	$1.84	$1.58	$1.29
Number of accumulation units outstanding at end of period (000 omitted)	629	812	1,103	2,608	3,630	3,308	3,045	2,336	1,901	1,151

EVERGREEN PATHWAYS VARIABLE ANNUITY — PROSPECTUS 55

Variable account charges of 1.40% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

FTVIPT Franklin Small Cap Value Securities Fund – Class 2 (03/01/2002)
Accumulation unit value at beginning of period	$1.68	$1.77	$1.40	$1.10	$1.66	$1.73	$1.50	$1.40	$1.14	$0.88
Accumulation unit value at end of period	$1.96	$1.68	$1.77	$1.40	$1.10	$1.66	$1.73	$1.50	$1.40	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	113	131	165	253	474	771	847	873	749	442

FTVIPT Mutual Shares Securities Fund – Class 2 (09/22/1999)
Accumulation unit value at beginning of period	$1.57	$1.61	$1.47	$1.18	$1.91	$1.87	$1.60	$1.47	$1.32	$1.07
Accumulation unit value at end of period	$1.77	$1.57	$1.61	$1.47	$1.18	$1.91	$1.87	$1.60	$1.47	$1.32
Number of accumulation units outstanding at end of period (000 omitted)	2,135	2,449	3,186	4,141	5,501	9,245	10,913	11,340	11,643	4,692

FTVIPT Templeton Foreign Securities Fund – Class 2 (03/01/2002)
Accumulation unit value at beginning of period	$1.42	$1.61	$1.50	$1.11	$1.89	$1.66	$1.39	$1.28	$1.09	$0.84
Accumulation unit value at end of period	$1.65	$1.42	$1.61	$1.50	$1.11	$1.89	$1.66	$1.39	$1.28	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	330	396	517	595	936	1,425	1,562	1,549	1,200	1,018

Invesco V.I. American Franchise Fund, Series II Shares (04/27/2012)
Accumulation unit value at beginning of period	$1.00	—	—	—	—	—	—	—	—	—
Accumulation unit value at end of period	$0.96	—	—	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	88	—	—	—	—	—	—	—	—	—

Invesco V.I. Comstock Fund, Series II Shares (08/30/2002)
Accumulation unit value at beginning of period	$1.46	$1.51	$1.33	$1.05	$1.66	$1.72	$1.50	$1.46	$1.26	$0.98
Accumulation unit value at end of period	$1.71	$1.46	$1.51	$1.33	$1.05	$1.66	$1.72	$1.50	$1.46	$1.26
Number of accumulation units outstanding at end of period (000 omitted)	1,794	2,208	2,626	5,001	6,104	5,949	6,248	3,864	1,094	458

Invesco V.I. Growth and Income Fund, Series II Shares (08/30/2002)
Accumulation unit value at beginning of period	$1.49	$1.54	$1.39	$1.14	$1.70	$1.69	$1.47	$1.36	$1.21	$0.96
Accumulation unit value at end of period	$1.68	$1.49	$1.54	$1.39	$1.14	$1.70	$1.69	$1.47	$1.36	$1.21
Number of accumulation units outstanding at end of period (000 omitted)	74	118	154	170	180	435	454	439	458	215

Invesco V.I. Mid Cap Growth Fund, Series II Shares (04/27/2012)
Accumulation unit value at beginning of period	$1.00	—	—	—	—	—	—	—	—	—
Accumulation unit value at end of period	$0.97	—	—	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	58	—	—	—	—	—	—	—	—	—

Invesco V.I. Value Opportunities Fund, Series II Shares (07/31/2002)
Accumulation unit value at beginning of period	$1.10	$1.15	$1.09	$0.75	$1.58	$1.58	$1.42	$1.37	$1.25	$0.95
Accumulation unit value at end of period	$1.27	$1.10	$1.15	$1.09	$0.75	$1.58	$1.58	$1.42	$1.37	$1.25
Number of accumulation units outstanding at end of period (000 omitted)	166	211	315	410	507	677	773	870	898	614

MFS® New Discovery Series – Service Class (03/01/2002)
Accumulation unit value at beginning of period	$1.33	$1.51	$1.13	$0.70	$1.18	$1.17	$1.05	$1.01	$0.97	$0.73
Accumulation unit value at end of period	$1.59	$1.33	$1.51	$1.13	$0.70	$1.18	$1.17	$1.05	$1.01	$0.97
Number of accumulation units outstanding at end of period (000 omitted)	27	36	72	75	113	149	175	203	227	180

MFS® Total Return Series – Service Class (03/01/2002)
Accumulation unit value at beginning of period	$1.28	$1.27	$1.18	$1.02	$1.33	$1.29	$1.17	$1.16	$1.06	$0.93
Accumulation unit value at end of period	$1.40	$1.28	$1.27	$1.18	$1.02	$1.33	$1.29	$1.17	$1.16	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	700	881	1,125	1,365	2,120	3,307	3,207	3,304	3,221	1,510

MFS® Utilities Series – Service Class (03/01/2002)
Accumulation unit value at beginning of period	$2.57	$2.45	$2.19	$1.67	$2.72	$2.16	$1.67	$1.46	$1.14	$0.85
Accumulation unit value at end of period	$2.87	$2.57	$2.45	$2.19	$1.67	$2.72	$2.16	$1.67	$1.46	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	42	74	96	100	106	163	161	159	55	38

Morgan Stanley UIF U.S. Real Estate Portfolio, Class I Shares (08/30/2002)
Accumulation unit value at beginning of period	$2.33	$2.24	$1.74	$1.38	$2.25	$2.75	$2.02	$1.75	$1.30	$0.96
Accumulation unit value at end of period	$2.67	$2.33	$2.24	$1.74	$1.38	$2.25	$2.75	$2.02	$1.75	$1.30
Number of accumulation units outstanding at end of period (000 omitted)	30	41	47	66	99	111	141	136	149	28

Oppenheimer Capital Appreciation Fund/VA, Service Shares (08/30/2002)
Accumulation unit value at beginning of period	$1.29	$1.32	$1.23	$0.86	$1.61	$1.44	$1.35	$1.31	$1.25	$0.97
Accumulation unit value at end of period	$1.44	$1.29	$1.32	$1.23	$0.86	$1.61	$1.44	$1.35	$1.31	$1.25
Number of accumulation units outstanding at end of period (000 omitted)	45	56	78	93	180	289	319	300	302	167

Oppenheimer Global Fund/VA, Service Shares (05/01/2002)
Accumulation unit value at beginning of period	$1.45	$1.60	$1.40	$1.02	$1.74	$1.66	$1.43	$1.28	$1.09	$0.77
Accumulation unit value at end of period	$1.72	$1.45	$1.60	$1.40	$1.02	$1.74	$1.66	$1.43	$1.28	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	233	296	371	429	566	864	940	833	690	347

Oppenheimer Global Strategic Income Fund/VA, Service Shares (05/01/2002)
Accumulation unit value at beginning of period	$1.63	$1.64	$1.45	$1.24	$1.47	$1.36	$1.29	$1.27	$1.19	$1.03
Accumulation unit value at end of period	$1.81	$1.63	$1.64	$1.45	$1.24	$1.47	$1.36	$1.29	$1.27	$1.19
Number of accumulation units outstanding at end of period (000 omitted)	1,875	2,158	2,738	9,304	8,701	9,868	6,464	4,642	2,922	1,544

 56  EVERGREEN PATHWAYS VARIABLE ANNUITY — PROSPECTUS

Variable account charges of 1.40% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

Oppenheimer Main Street Small Cap Fund®/VA, Service Shares (07/31/2002)
Accumulation unit value at beginning of period	$1.82	$1.90	$1.56	$1.16	$1.89	$1.95	$1.72	$1.59	$1.35	$0.95
Accumulation unit value at end of period	$2.12	$1.82	$1.90	$1.56	$1.16	$1.89	$1.95	$1.72	$1.59	$1.35
Number of accumulation units outstanding at end of period (000 omitted)	63	91	140	191	210	307	330	355	322	247

Putnam VT Global Health Care Fund – Class IB Shares (05/01/2002)
Accumulation unit value at beginning of period	$1.15	$1.18	$1.16	$0.94	$1.14	$1.17	$1.15	$1.03	$0.98	$0.84
Accumulation unit value at end of period	$1.38	$1.15	$1.18	$1.16	$0.94	$1.14	$1.17	$1.15	$1.03	$0.98
Number of accumulation units outstanding at end of period (000 omitted)	48	71	94	120	136	185	196	167	147	87

Putnam VT Growth and Income Fund – Class IB Shares (10/05/1998)
Accumulation unit value at beginning of period	$1.15	$1.22	$1.09	$0.85	$1.40	$1.51	$1.32	$1.28	$1.16	$0.93
Accumulation unit value at end of period	$1.35	$1.15	$1.22	$1.09	$0.85	$1.40	$1.51	$1.32	$1.28	$1.16
Number of accumulation units outstanding at end of period (000 omitted)	708	812	1,063	1,414	1,861	2,565	3,460	4,185	4,645	5,239

Putnam VT International Equity Fund – Class IB Shares (09/22/1999)
Accumulation unit value at beginning of period	$0.99	$1.20	$1.11	$0.90	$1.63	$1.53	$1.21	$1.10	$0.96	$0.76
Accumulation unit value at end of period	$1.19	$0.99	$1.20	$1.11	$0.90	$1.63	$1.53	$1.21	$1.10	$0.96
Number of accumulation units outstanding at end of period (000 omitted)	714	947	1,199	1,363	1,487	1,885	2,110	2,185	2,258	2,177

Variable Portfolio – Partners Small Cap Value Fund (Class 3) (05/01/2002)
Accumulation unit value at beginning of period	$1.55	$1.64	$1.34	$0.99	$1.47	$1.57	$1.33	$1.27	$1.07	$0.79
Accumulation unit value at end of period	$1.73	$1.55	$1.64	$1.34	$0.99	$1.47	$1.57	$1.33	$1.27	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	973	1,139	1,364	1,800	2,045	2,297	2,129	2,323	692	192

Wells Fargo Advantage VT International Equity Fund – Class 2 (07/31/2002)
Accumulation unit value at beginning of period	$1.43	$1.66	$1.44	$1.27	$2.20	$1.95	$1.61	$1.41	$1.20	$0.93
Accumulation unit value at end of period	$1.59	$1.43	$1.66	$1.44	$1.27	$2.20	$1.95	$1.61	$1.41	$1.20
Number of accumulation units outstanding at end of period (000 omitted)	197	277	324	434	491	679	717	623	663	493

Wells Fargo Advantage VT Omega Growth Fund – Class 2 (07/31/2002)
Accumulation unit value at beginning of period	$1.82	$1.96	$1.66	$1.17	$1.64	$1.49	$1.43	$1.40	$1.33	$0.96
Accumulation unit value at end of period	$2.17	$1.82	$1.96	$1.66	$1.17	$1.64	$1.49	$1.43	$1.40	$1.33
Number of accumulation units outstanding at end of period (000 omitted)	1,453	1,779	2,121	276	333	464	531	573	580	441

Wells Fargo Advantage VT Opportunity Fund – Class 2 (08/26/2011)
Accumulation unit value at beginning of period	$1.05	$1.00	—	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.19	$1.05	—	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	356	501	—	—	—	—	—	—	—	—

Wells Fargo Advantage VT Small Cap Growth Fund – Class 2 (03/03/2000)
Accumulation unit value at beginning of period	$0.58	$0.62	$0.49	$0.33	$0.57	$0.50	$0.42	$0.40	$0.35	$0.25
Accumulation unit value at end of period	$0.62	$0.58	$0.62	$0.49	$0.33	$0.57	$0.50	$0.42	$0.40	$0.35
Number of accumulation units outstanding at end of period (000 omitted)	490	627	785	586	966	992	1,281	1,363	1,351	1,424

Wells Fargo Advantage VT Small Cap Value Fund – Class 2 (07/16/2010)
Accumulation unit value at beginning of period	$1.11	$1.22	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.25	$1.11	$1.22	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	435	532	655	—	—	—	—	—	—	—

Wells Fargo Advantage VT Total Return Bond Fund – Class 2 (03/03/2000)
Accumulation unit value at beginning of period	$1.78	$1.67	$1.58	$1.43	$1.42	$1.35	$1.32	$1.31	$1.28	$1.19
Accumulation unit value at end of period	$1.86	$1.78	$1.67	$1.58	$1.43	$1.42	$1.35	$1.32	$1.31	$1.28
Number of accumulation units outstanding at end of period (000 omitted)	1,602	1,785	2,234	2,406	2,685	3,965	5,543	2,193	622	225

Variable account charges of 1.80% of the daily net assets of the variable account.
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

AllianceBernstein VPS Global Thematic Growth Portfolio (Class B) (08/30/2002)
Accumulation unit value at beginning of period	$1.19	$1.59	$1.36	$0.90	$1.75	$1.49	$1.40	$1.37	$1.33	$0.94
Accumulation unit value at end of period	$1.33	$1.19	$1.59	$1.36	$0.90	$1.75	$1.49	$1.40	$1.37	$1.33
Number of accumulation units outstanding at end of period (000 omitted)	7	8	11	—	—	—	—	—	—	—

AllianceBernstein VPS Growth and Income Portfolio (Class B) (08/30/2002)
Accumulation unit value at beginning of period	$1.29	$1.24	$1.12	$0.95	$1.63	$1.58	$1.38	$1.34	$1.23	$0.95
Accumulation unit value at end of period	$1.49	$1.29	$1.24	$1.12	$0.95	$1.63	$1.58	$1.38	$1.34	$1.23
Number of accumulation units outstanding at end of period (000 omitted)	72	72	74	83	108	72	74	71	10	—

AllianceBernstein VPS Large Cap Growth Portfolio (Class B) (08/30/2002)
Accumulation unit value at beginning of period	$1.19	$1.25	$1.16	$0.86	$1.46	$1.31	$1.34	$1.19	$1.11	$0.92
Accumulation unit value at end of period	$1.35	$1.19	$1.25	$1.16	$0.86	$1.46	$1.31	$1.34	$1.19	$1.11
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—

EVERGREEN PATHWAYS VARIABLE ANNUITY — PROSPECTUS 57

Variable account charges of 1.80% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

Columbia Variable Portfolio – Cash Management Fund (Class 3) (03/01/2002)
Accumulation unit value at beginning of period	$0.98	$0.99	$1.01	$1.03	$1.03	$1.00	$0.97	$0.96	$0.97	$0.99
Accumulation unit value at end of period	$0.96	$0.98	$0.99	$1.01	$1.03	$1.03	$1.00	$0.97	$0.96	$0.97
Number of accumulation units outstanding at end of period (000 omitted)	410	653	834	1,528	1,406	472	174	48	24	21

Columbia Variable Portfolio – Diversified Bond Fund (Class 3) (03/01/2002)
Accumulation unit value at beginning of period	$1.27	$1.21	$1.14	$1.01	$1.10	$1.07	$1.04	$1.04	$1.01	$1.01
Accumulation unit value at end of period	$1.34	$1.27	$1.21	$1.14	$1.01	$1.10	$1.07	$1.04	$1.04	$1.01
Number of accumulation units outstanding at end of period (000 omitted)	167	149	178	2,034	1,850	1,965	638	—	—	—

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3) (03/01/2002)
Accumulation unit value at beginning of period	$1.39	$1.49	$1.29	$1.03	$1.77	$1.67	$1.42	$1.27	$1.10	$0.80
Accumulation unit value at end of period	$1.55	$1.39	$1.49	$1.29	$1.03	$1.77	$1.67	$1.42	$1.27	$1.10
Number of accumulation units outstanding at end of period (000 omitted)	545	634	679	1,821	1,767	1,539	1,423	623	—	—

Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3) (03/03/2003)
Accumulation unit value at beginning of period	$1.34	$1.29	$1.12	$0.92	$1.62	$1.60	$1.42	$1.36	$1.31	$1.00
Accumulation unit value at end of period	$1.50	$1.34	$1.29	$1.12	$0.92	$1.62	$1.60	$1.42	$1.36	$1.31
Number of accumulation units outstanding at end of period (000 omitted)	445	540	619	709	709	647	681	810	502	—

Columbia Variable Portfolio – Mid Cap Growth Opportunity Fund (Class 3) (08/30/2002)
Accumulation unit value at beginning of period	$1.40	$1.67	$1.35	$0.84	$1.55	$1.39	$1.42	$1.31	$1.22	$1.02
Accumulation unit value at end of period	$1.53	$1.40	$1.67	$1.35	$0.84	$1.55	$1.39	$1.42	$1.31	$1.22
Number of accumulation units outstanding at end of period (000 omitted)	81	93	91	108	143	124	136	140	85	—

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 3) (03/01/2002)
Accumulation unit value at beginning of period	$1.05	$1.06	$1.05	$1.01	$1.05	$1.02	$1.00	$1.00	$1.01	$1.02
Accumulation unit value at end of period	$1.05	$1.05	$1.06	$1.05	$1.01	$1.05	$1.02	$1.00	$1.00	$1.01
Number of accumulation units outstanding at end of period (000 omitted)	1,195	135	188	580	530	419	519	197	31	39

Fidelity® VIP Contrafund® Portfolio Service Class 2 (08/30/2002)
Accumulation unit value at beginning of period	$1.63	$1.71	$1.49	$1.12	$1.98	$1.72	$1.57	$1.37	$1.21	$0.97
Accumulation unit value at end of period	$1.86	$1.63	$1.71	$1.49	$1.12	$1.98	$1.72	$1.57	$1.37	$1.21
Number of accumulation units outstanding at end of period (000 omitted)	951	1,114	1,216	1,544	2,073	2,145	2,526	1,386	524	—

Fidelity® VIP Growth Portfolio Service Class 2 (03/01/2002)
Accumulation unit value at beginning of period	$1.00	$1.02	$0.84	$0.67	$1.29	$1.03	$0.99	$0.95	$0.94	$0.72
Accumulation unit value at end of period	$1.12	$1.00	$1.02	$0.84	$0.67	$1.29	$1.03	$0.99	$0.95	$0.94
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—

Fidelity® VIP Mid Cap Portfolio Service Class 2 (03/01/2002)
Accumulation unit value at beginning of period	$1.93	$2.21	$1.75	$1.27	$2.15	$1.90	$1.72	$1.48	$1.21	$0.89
Accumulation unit value at end of period	$2.17	$1.93	$2.21	$1.75	$1.27	$2.15	$1.90	$1.72	$1.48	$1.21
Number of accumulation units outstanding at end of period (000 omitted)	137	159	168	420	542	458	374	196	54	19

FTVIPT Franklin Small Cap Value Securities Fund – Class 2 (03/01/2002)
Accumulation unit value at beginning of period	$1.61	$1.71	$1.36	$1.07	$1.62	$1.69	$1.47	$1.38	$1.14	$0.88
Accumulation unit value at end of period	$1.88	$1.61	$1.71	$1.36	$1.07	$1.62	$1.69	$1.47	$1.38	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	15	15	16	16	15	15	22	22	23	20

FTVIPT Mutual Shares Securities Fund – Class 2 (03/01/2002)
Accumulation unit value at beginning of period	$1.23	$1.27	$1.16	$0.94	$1.52	$1.50	$1.29	$1.19	$1.07	$0.87
Accumulation unit value at end of period	$1.39	$1.23	$1.27	$1.16	$0.94	$1.52	$1.50	$1.29	$1.19	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	9	8	31	31	47	94	154	—	138	153

FTVIPT Templeton Foreign Securities Fund – Class 2 (03/01/2002)
Accumulation unit value at beginning of period	$1.34	$1.52	$1.43	$1.06	$1.82	$1.60	$1.34	$1.24	$1.07	$0.83
Accumulation unit value at end of period	$1.55	$1.34	$1.52	$1.43	$1.06	$1.82	$1.60	$1.34	$1.24	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—

Invesco V.I. American Franchise Fund, Series II Shares (04/27/2012)
Accumulation unit value at beginning of period	$1.00	—	—	—	—	—	—	—	—	—
Accumulation unit value at end of period	$0.96	—	—	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	2	—	—	—	—	—	—	—	—	—

Invesco V.I. Comstock Fund, Series II Shares (08/30/2002)
Accumulation unit value at beginning of period	$1.41	$1.46	$1.29	$1.02	$1.62	$1.69	$1.48	$1.45	$1.26	$0.98
Accumulation unit value at end of period	$1.64	$1.41	$1.46	$1.29	$1.02	$1.62	$1.69	$1.48	$1.45	$1.26
Number of accumulation units outstanding at end of period (000 omitted)	945	1,129	1,222	1,650	1,870	1,946	2,067	1,345	383	8

Invesco V.I. Growth and Income Fund, Series II Shares (08/30/2002)
Accumulation unit value at beginning of period	$1.42	$1.48	$1.34	$1.10	$1.65	$1.64	$1.44	$1.34	$1.19	$0.96
Accumulation unit value at end of period	$1.60	$1.42	$1.48	$1.34	$1.10	$1.65	$1.64	$1.44	$1.34	$1.19
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	8	9	9	9	—

 58  EVERGREEN PATHWAYS VARIABLE ANNUITY — PROSPECTUS

Variable account charges of 1.80% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

Invesco V.I. Mid Cap Growth Fund, Series II Shares (04/27/2012)
Accumulation unit value at beginning of period	$1.00	—	—	—	—	—	—	—	—	—
Accumulation unit value at end of period	$0.97	—	—	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	6	—	—	—	—	—	—	—	—	—

Invesco V.I. Value Opportunities Fund, Series II Shares (07/31/2002)
Accumulation unit value at beginning of period	$1.06	$1.11	$1.06	$0.73	$1.55	$1.55	$1.40	$1.35	$1.24	$0.95
Accumulation unit value at end of period	$1.22	$1.06	$1.11	$1.06	$0.73	$1.55	$1.55	$1.40	$1.35	$1.24
Number of accumulation units outstanding at end of period (000 omitted)	32	37	37	37	51	38	52	63	48	—

MFS® New Discovery Series – Service Class (03/01/2002)
Accumulation unit value at beginning of period	$1.28	$1.46	$1.09	$0.68	$1.15	$1.14	$1.03	$1.00	$0.96	$0.73
Accumulation unit value at end of period	$1.52	$1.28	$1.46	$1.09	$0.68	$1.15	$1.14	$1.03	$1.00	$0.96
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—

MFS® Total Return Series – Service Class (03/01/2002)
Accumulation unit value at beginning of period	$1.21	$1.21	$1.12	$0.97	$1.27	$1.25	$1.14	$1.13	$1.04	$0.92
Accumulation unit value at end of period	$1.31	$1.21	$1.21	$1.12	$0.97	$1.27	$1.25	$1.14	$1.13	$1.04
Number of accumulation units outstanding at end of period (000 omitted)	39	67	65	46	43	49	33	45	—	—

MFS® Utilities Series – Service Class (03/01/2002)
Accumulation unit value at beginning of period	$2.41	$2.31	$2.07	$1.59	$2.60	$2.07	$1.61	$1.41	$1.10	$0.85
Accumulation unit value at end of period	$2.68	$2.41	$2.31	$2.07	$1.59	$2.60	$2.07	$1.61	$1.41	$1.10
Number of accumulation units outstanding at end of period (000 omitted)	6	13	13	3	3	3	—	—	—	—

Morgan Stanley UIF U.S. Real Estate Portfolio, Class I Shares (08/30/2002)
Accumulation unit value at beginning of period	$2.25	$2.16	$1.69	$1.34	$2.20	$2.70	$1.99	$1.74	$1.29	$0.96
Accumulation unit value at end of period	$2.56	$2.25	$2.16	$1.69	$1.34	$2.20	$2.70	$1.99	$1.74	$1.29
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—

Oppenheimer Capital Appreciation Fund/VA, Service Shares (08/30/2002)
Accumulation unit value at beginning of period	$1.23	$1.27	$1.19	$0.84	$1.57	$1.41	$1.33	$1.29	$1.23	$0.96
Accumulation unit value at end of period	$1.38	$1.23	$1.27	$1.19	$0.84	$1.57	$1.41	$1.33	$1.29	$1.23
Number of accumulation units outstanding at end of period (000 omitted)	156	170	183	178	209	210	239	206	63	—

Oppenheimer Global Fund/VA, Service Shares (08/30/2002)
Accumulation unit value at beginning of period	$1.67	$1.86	$1.63	$1.19	$2.04	$1.96	$1.70	$1.51	$1.30	$0.92
Accumulation unit value at end of period	$1.98	$1.67	$1.86	$1.63	$1.19	$2.04	$1.96	$1.70	$1.51	$1.30
Number of accumulation units outstanding at end of period (000 omitted)	65	70	72	74	68	76	62	54	101	83

Oppenheimer Global Strategic Income Fund/VA, Service Shares (08/30/2002)
Accumulation unit value at beginning of period	$1.48	$1.50	$1.33	$1.14	$1.36	$1.26	$1.20	$1.19	$1.12	$1.04
Accumulation unit value at end of period	$1.64	$1.48	$1.50	$1.33	$1.14	$1.36	$1.26	$1.20	$1.19	$1.12
Number of accumulation units outstanding at end of period (000 omitted)	583	673	772	1,984	1,801	2,174	1,584	1,042	417	—

Oppenheimer Main Street Small Cap Fund®/VA, Service Shares (07/31/2002)
Accumulation unit value at beginning of period	$1.76	$1.83	$1.52	$1.13	$1.85	$1.91	$1.70	$1.58	$1.35	$0.95
Accumulation unit value at end of period	$2.03	$1.76	$1.83	$1.52	$1.13	$1.85	$1.91	$1.70	$1.58	$1.35
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	16	17	19	—	—

Putnam VT Global Health Care Fund – Class IB Shares (08/30/2002)
Accumulation unit value at beginning of period	$1.28	$1.32	$1.31	$1.06	$1.30	$1.33	$1.32	$1.18	$1.12	$0.97
Accumulation unit value at end of period	$1.53	$1.28	$1.32	$1.31	$1.06	$1.30	$1.33	$1.32	$1.18	$1.12
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	5	5	5	5	5	—	—

Putnam VT Growth and Income Fund – Class IB Shares (03/01/2002)
Accumulation unit value at beginning of period	$0.95	$1.02	$0.91	$0.71	$1.18	$1.28	$1.12	$1.09	$1.00	$0.81
Accumulation unit value at end of period	$1.12	$0.95	$1.02	$0.91	$0.71	$1.18	$1.28	$1.12	$1.09	$1.00
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—

Putnam VT International Equity Fund – Class IB Shares (03/01/2002)
Accumulation unit value at beginning of period	$1.05	$1.29	$1.19	$0.98	$1.77	$1.67	$1.33	$1.20	$1.06	$0.84
Accumulation unit value at end of period	$1.26	$1.05	$1.29	$1.19	$0.98	$1.77	$1.67	$1.33	$1.20	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	12	12	12	12	12	12	12	14	14	—

Variable Portfolio – Partners Small Cap Value Fund (Class 3) (07/31/2002)
Accumulation unit value at beginning of period	$1.81	$1.92	$1.57	$1.17	$1.75	$1.87	$1.58	$1.52	$1.29	$0.96
Accumulation unit value at end of period	$2.01	$1.81	$1.92	$1.57	$1.17	$1.75	$1.87	$1.58	$1.52	$1.29
Number of accumulation units outstanding at end of period (000 omitted)	436	509	542	656	739	794	763	746	325	—

Wells Fargo Advantage VT International Equity Fund – Class 2 (07/31/2002)
Accumulation unit value at beginning of period	$1.37	$1.60	$1.40	$1.24	$2.15	$1.91	$1.58	$1.39	$1.19	$0.93
Accumulation unit value at end of period	$1.53	$1.37	$1.60	$1.40	$1.24	$2.15	$1.91	$1.58	$1.39	$1.19
Number of accumulation units outstanding at end of period (000 omitted)	8	8	8	21	19	25	31	25	—	—

EVERGREEN PATHWAYS VARIABLE ANNUITY — PROSPECTUS 59

Variable account charges of 1.80% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

Wells Fargo Advantage VT Omega Growth Fund – Class 2 (07/31/2002)
Accumulation unit value at beginning of period	$1.76	$1.89	$1.61	$1.14	$1.60	$1.46	$1.41	$1.38	$1.32	$0.96
Accumulation unit value at end of period	$2.08	$1.76	$1.89	$1.61	$1.14	$1.60	$1.46	$1.41	$1.38	$1.32
Number of accumulation units outstanding at end of period (000 omitted)	426	503	552	6	8	23	32	31	2	—

Wells Fargo Advantage VT Opportunity Fund – Class 2 (08/26/2011)
Accumulation unit value at beginning of period	$1.05	$1.00	—	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.19	$1.05	—	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	10	11	—	—	—	—	—	—	—	—

Wells Fargo Advantage VT Small Cap Growth Fund – Class 2 (03/03/2003)
Accumulation unit value at beginning of period	$2.36	$2.52	$2.02	$1.35	$2.34	$2.10	$1.74	$1.67	$1.49	$1.00
Accumulation unit value at end of period	$2.50	$2.36	$2.52	$2.02	$1.35	$2.34	$2.10	$1.74	$1.67	$1.49
Number of accumulation units outstanding at end of period (000 omitted)	4	4	5	4	5	4	5	5	5	—

Wells Fargo Advantage VT Small Cap Value Fund – Class 2 (07/16/2010)
Accumulation unit value at beginning of period	$1.11	$1.22	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.24	$1.11	$1.22	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—

Wells Fargo Advantage VT Total Return Bond Fund – Class 2 (03/03/2003)
Accumulation unit value at beginning of period	$1.37	$1.28	$1.22	$1.11	$1.10	$1.06	$1.04	$1.04	$1.01	$1.00
Accumulation unit value at end of period	$1.42	$1.37	$1.28	$1.22	$1.11	$1.10	$1.06	$1.04	$1.04	$1.01
Number of accumulation units outstanding at end of period (000 omitted)	381	428	483	660	649	1,137	1,856	658	206	—

 60  EVERGREEN PATHWAYS VARIABLE ANNUITY — PROSPECTUS

Table of Contents of the Statement of Additional Information

Calculating Annuity Payouts	p. 3

Rating Agencies	p. 4

Revenues Received During Calendar Year 2012	p. 4

Principal Underwriter	p. 5

Independent Registered Public Accounting Firms	p. 5

Condensed Financial Information (Unaudited)	p. 6

Financial Statements

EVERGREEN PATHWAYS VARIABLE ANNUITY — PROSPECTUS 61

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RiverSource Life Insurance Company
829 Ameriprise Financial Center
Minneapolis, MN 55474
1-800-333-3437

RiverSource Distributors, Inc. (Distributor), Member FINRA.
Insurance and annuity products are issued by RiverSource Life Insurance Company.

©2008-2013 RiverSource Life Insurance Company. All rights reserved.
45275 P (4/13)

Prospectus

April 29, 2013

Wells Fargo

Advantage Choicesm Variable Annuity

CONTRACT OPTION L: INDIVIDUAL FLEXIBLE PREMIUM DEFERRED COMBINATION FIXED/VARIABLE ANNUITY

CONTRACT OPTION C: INDIVIDUAL FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY

Issued by:	RiverSource Life Insurance Company (RiverSource Life)

829 Ameriprise Financial Center
Minneapolis, MN 55474
Telephone: 1-800-333-3437
(Corporate Office)
RiverSource Variable Annuity Account/RiverSource MVA Account

New contracts are not currently being offered.

This prospectus contains information that you should know before investing in Wells Fargo Advantage Choice Variable Annuity Contract Option L and Contract Option C. The information in this prospectus applies to both contracts unless stated otherwise. Prospectuses are also available for:

•	Columbia Funds Variable Series Trust II
•	The Dreyfus Socially Responsible Growth Fund, Inc. – Initial Shares
•	Fidelity® Variable Insurance Products Service Class 2
•	Franklin® Templeton® Variable Insurance Products Trust (FTVIPT) – Class 2
•	Goldman Sachs Variable Insurance Trust
•	Invesco Variable Insurance Funds
•	MFS® Variable Insurance Trustsm – Initial Class
•	Oppenheimer Variable Account Funds – Service Shares
•	Putnam Variable Trust – Class IB Shares
•	Wells Fargo Variable Trust Funds

Please read the prospectuses carefully and keep them for future reference.

The Securities and Exchange Commission (SEC) has not approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

An investment in this contract is not a deposit of a bank or financial institution and is not insured or guaranteed by the Federal Deposit Insurance Corporation (FDIC) or any other government agency. An investment in this contract involves investment risk including the possible loss of principal.

A Statement of Additional Information (SAI), dated the same date as this prospectus, is incorporated by reference into this prospectus. It is filed with the SEC and is available without charge by contacting RiverSource Life at the telephone number and address listed above. The table of contents of the SAI is on the last page of this prospectus. The SEC maintains an Internet site. This prospectus, the SAI and other information about the product are available on the EDGAR Database on the SEC’s Internet site at (http://www.sec.gov).

Variable annuities are insurance products that are complex investment vehicles. Before you invest, be sure to ask your investment professional about the variable annuity’s features, benefits, risks and fees, and whether the variable annuity is appropriate for you, based upon your financial situation and objectives.

The contract and/or certain optional benefits described in this prospectus may not be available in all jurisdictions. This prospectus constitutes an offering or solicitation only in those jurisdictions where such offering or solicitation may lawfully be made. State variations are covered in a special contract form used in that state. This prospectus provides a general description of the contract. Your actual contract and any riders or endorsements are the controlling documents.

RiverSource Life has not authorized any person to give any information or to make any representations regarding the contract other than those contained in this prospectus or the fund prospectuses. Do not rely on any such information or representations.

RiverSource Life offers several different annuities which your investment professional may or may not be authorized to offer to you. Each annuity has different features and benefits that may be appropriate for you based on your financial situation and needs, your age and how you intend to use the annuity. The different features and benefits may include the investment and fund manager options, variations in interest rate amount and guarantees, credits, withdrawal charge schedules and access to annuity account values. The fees and charges may also be different between each annuity.

WELLS FARGO ADVANTAGE CHOICE VARIABLE ANNUITY — PROSPECTUS 1

 2  WELLS FARGO ADVANTAGE CHOICE VARIABLE ANNUITY — PROSPECTUS

Key Terms

These terms can help you understand details about your contract.

Accumulation unit: A measure of the value of each subaccount before annuity payouts begin.

Annuitant: The person or persons on whose life or life expectancy the annuity payouts are based.

Annuity payouts: An amount paid at regular intervals under one of several plans.

Assumed investment rate: The rate of return we assume your investments will earn when we calculate your initial annuity payout amount using the annuity table in your contract. The standard assumed investment rate we use is 5% but you may request we substitute an assumed investment rate of 3.5%.

Beneficiary: The person you designate to receive benefits in case of the owner’s or annuitant’s death while the contract is in force.

Close of business: The time the New York Stock Exchange (NYSE) closes (4 p.m. Eastern time unless the NYSE closes earlier).

Code: The Internal Revenue Code of 1986, as amended.

Contract: A deferred annuity contract that permits you to accumulate money for retirement by making one or more purchase payments. It provides for lifetime or other forms of payouts beginning at a specified time in the future.

Contract value: The total value of your contract before we deduct any applicable charges.

Contract year: A period of 12 months, starting on the effective date of your contract and on each anniversary of the effective date.

Funds: Investment options under your contract. You may allocate your purchase payments into subaccounts investing in shares of the funds.

Good order: We cannot process your transaction request relating to the contract until we have received the request in good order at our corporate office. “Good order” means the actual receipt of the requested transaction in writing, along with all information, forms and supporting legal documentation necessary to effect the transaction. To be in “good order,” your instructions must be sufficiently clear so that we do not need to exercise any discretion to follow such instructions. This information and documentation generally includes your completed request; the contract number; the transaction amount (in dollars); the names of and allocations to and/or from the subaccounts and the fixed account affected by the requested transaction; the signatures of all contract owners, exactly as registered on the contract, if necessary; Social Security Number or Taxpayer Identification Number; and any other information, forms or supporting documentation that we may require. With respect to purchase requests, “good order” also generally includes receipt of sufficient payment by us to effect the purchase. We may, in our sole discretion, determine whether any particular transaction request is in good order, and we reserve the right to change or waive any good order requirements at any time.

Guarantee Period: The number of successive 12-month periods that a guaranteed interest rate is credited.

Guarantee Period Accounts (GPAs): A nonunitized separate account to which you may allocate purchase payments or transfer contract value of at least $1,000. These accounts have guaranteed interest rates for guarantee periods we declare when you allocate purchase payments or transfer contract value to a GPA. These guaranteed rates and periods of time may vary by state. Unless an exception applies, transfers or withdrawals from a GPA done more than 30 days before the end of the guarantee period will receive a market value adjustment, which may result in a gain or loss of principal.

Market Value Adjustment (MVA): A positive or negative adjustment assessed if any portion of a Guarantee Period Account is withdrawn or transferred more than 30 days before the end of its guarantee period.

One-year fixed account: An account to which you may make allocations. Amounts you allocate to this account earn interest at rates that we declare periodically.

Owner (you, your): The person or persons identified in the contract as owner(s) of the contract, who has or have the right to control the contract (to decide on investment allocations, transfers, payout options, etc.). Usually, but not always, the owner is also the annuitant. During the owner’s life, the owner is responsible for taxes, regardless of whether he or she receives the contract’s benefits. When the contract is owned by a revocable trust, the annuitant selected should be the grantor of the trust to assure compliance with Section 72(s) of the Code.

Qualified annuity: A contract that you purchase to fund one of the following tax-deferred retirement plans that is subject to applicable federal law and any rules of the plan itself:

•	Individual Retirement Annuities (IRAs) including inherited IRAs under Section 408(b) of the Code

WELLS FARGO ADVANTAGE CHOICE VARIABLE ANNUITY — PROSPECTUS 3

•	Roth IRAs including inherited Roth IRAs under Section 408A of the Code

•	Simplified Employee Pension (SEP) plans under Section 408(k) of the Code

•	Tax-Sheltered Annuity (TSA) rollovers under Section 403(b) of the Code

A qualified annuity will not provide any necessary or additional tax deferral if it is used to fund a retirement plan that is already tax deferred.

All other contracts are considered nonqualified annuities.

Retirement date: The date when annuity payouts are scheduled to begin.

Rider effective date: The date a rider becomes effective as stated in the rider.

RiverSource Life: In this prospectus, “we,” “us,” “our” and “RiverSource Life” refer to RiverSource Life Insurance Company.

Valuation date: Any normal business day, Monday through Friday, on which the NYSE is open, up to the close of business. At the close of business, the next valuation date begins. We calculate the accumulation unit value of each subaccount on each valuation date. If we receive your purchase payment or any transaction request (such as a transfer or withdrawal request) in good order at our corporate office before the close of business, we will process your payment or transaction using the accumulation unit value we calculate on the valuation date we received your payment or transaction request. On the other hand, if we receive your purchase payment or transaction request in good order at our corporate office at or after the close of business, we will process your payment or transaction using the accumulation unit value we calculate on the next valuation date. If you make a transaction request by telephone (including by fax), you must have completed your transaction by the close of business in order for us to process it using the accumulation unit value we calculate on that valuation date. If you were not able to complete your transaction before the close of business for any reason, including telephone service interruptions or delays due to high call volume, we will process your transaction using the accumulation unit value we calculate on the next valuation date.

Variable account: Consists of separate subaccounts to which you may allocate purchase payments; each invests in shares of one fund. The value of your investment in each subaccount changes with the performance of the particular fund.

Withdrawal value: The amount you are entitled to receive if you make a full withdrawal from your contract. It is the contract value minus any applicable charges.

 4  WELLS FARGO ADVANTAGE CHOICE VARIABLE ANNUITY — PROSPECTUS

The Contract in Brief

This prospectus describes two contracts. Contract Option L offers a four year withdrawal charge schedule and investment options in the GPAs, one-year fixed account and/or the subaccounts. Contract Option C eliminates the withdrawal charge schedule in exchange for a higher mortality and expense risk fee and allows investment in the subaccounts only. Your investment professional can help you determine which contract is best suited to your needs based on factors such as your investment goals and how long you intend to invest.

Purpose: The purpose of these contracts is to allow you to accumulate money for retirement. You do this by making one or more purchase payments. For contract Option L, you may allocate your purchase payments to the GPAs, one-year fixed account and/or subaccounts. For contract Option C, you may allocate purchase payments to the subaccounts(1). These accounts, in turn, may earn returns that increase the value of a contract. If the contract value goes to zero due to underlying fund’s performance or deduction of fees, the contract will no longer be in force and the contract (including any death benefit riders) will terminate. Beginning at a specified time in the future called the retirement date, these contracts provide lifetime or other forms of payouts of your contract value (less any applicable premium tax). It may not be advantageous for you to purchase these contracts as a replacement for, or in addition to, an existing annuity or life insurance contract.

It may have not been advantageous for you to purchase this contract in exchange for, or in addition to, an existing annuity or life insurance policy. Generally, you can exchange one annuity for another or for a long-term care policy in a “tax-free” exchange under Section 1035 of the Code. You can also do a partial exchange from one annuity contract to another annuity contract, subject to Internal Revenue Service (“IRS”) rules. You also generally can exchange a life insurance policy for an annuity. However, before making an exchange, you should compare both contracts carefully because the features and benefits may be different. Fees and charges may be higher or lower on your old contract than on this contract. You may have to pay a withdrawal charge when you exchange out of your old contract and a new withdrawal charge period will begin when you exchange into this contract. If the exchange does not qualify for Section 1035 treatment, you also may have to pay federal income tax on the distribution. State income taxes may also apply. You should not exchange your old contract for this contract, or buy this contract in addition to your old contract, unless you determine it is in your best interest. (See “Taxes-1035 Exchanges”.)

Tax-deferred retirement plans: Most annuities have a tax-deferred feature. So do many retirement plans under the Code. As a result, when you use a qualified annuity to fund a retirement plan that is tax-deferred, your contract will not provide any necessary or additional tax deferral for that retirement plan. A qualified annuity has features other than tax deferral that may help you reach your retirement goals. In addition, the Code subjects retirement plans to required withdrawals triggered at a certain age. These mandatory withdrawals are called required minimum distributions (“RMDs”). RMDs may reduce the value of certain death benefits and optional riders (see “Taxes — Qualified Annuities — Required Minimum Distributions”). You should consult your tax advisor before you purchase the contract as a qualified annuity for an explanation of the tax implications to you.

Accounts: Generally, you may allocate purchase payments to the GPAs, one-year fixed account and/or the subaccounts, depending on the contract option you select.

If you select contract Option L, you may allocate your purchase payments among any or all of:

•	the subaccounts, each of which invests in a fund with a particular investment objective. The value of each subaccount varies with the performance of the particular fund in which it invests. We cannot guarantee that the value at the retirement date will equal or exceed the total purchase payments you allocate to the subaccounts. (see “The Variable Account and the Funds”)

•	the GPAs which earn interest at rates that we declare when you allocate purchase payments or transfer contract value to these accounts. The required minimum investment in a GPA is $1,000. These accounts may not be available in all states. (See “The Guarantee Period Accounts (GPAs)” and “The One-Year Fixed Account”).

•	the one-year fixed account (if part of your contract), which earns interest at rates that we adjust periodically. There are restrictions on the amount you can allocate to this account as well as on transfers from this account (see “Buying Your Contract” and “Transfer policies”).

If you select contract Option C, you may allocate purchase payments to the subaccounts only.(1)

(1)	For applications dated May 1, 2003 or after, investment in the GPAs and one-year fixed account for contract Option C is not allowed in most states. For applications dated prior to May 1, 2003, investment in the GPAs and one-year fixed account is not restricted in most states. Please check with your investment professional to determine which applies in your state.

Buying a contract: We no longer offer new contracts. However, you have the option of making additional purchase payments to your contract. Some states have time limitations for making additional payments. (See “Buying Your Contract”)

WELLS FARGO ADVANTAGE CHOICE VARIABLE ANNUITY — PROSPECTUS 5

Transfers: Subject to certain restrictions, you currently may redistribute your contract value among the accounts without charge at any time until annuity payouts begin, and once per contract year among the subaccounts after annuity payouts begin. Transfers out of the GPAs done more than 30 days before the end of the guarantee period will be subject to a MVA unless the transfer is an automated transfer from the two-year GPA as part of a dollar-cost averaging program or an interest sweep strategy. You may establish automated transfers among the accounts. (We reserve the right to limit transfers to the GPAs and the one-year fixed account if the interest rate we are then currently crediting is equal to the minimum interest rate stated in the contract.) (see “Making the Most of Your Contract — Transferring Among Accounts”)

Withdrawals: You may withdraw all or part of your contract value at any time before the retirement date. You also may establish automated partial withdrawals. Withdrawals may be subject to charges and tax penalties (including a 10% IRS penalty that may apply if you make withdrawals prior to your reaching age 59 1/2) and may have other tax consequences. Certain other restrictions may apply. (See “Withdrawals”)

Benefits in case of death: If you or the annuitant die before annuity payouts begin, we will pay the beneficiary an amount at least equal to the contract value. (see “Benefits in Case of Death”)

Optional benefits: These contracts offer optional features that are available for additional charges if you meet certain criteria. (see “Optional Benefits”)

Annuity payouts: You can apply your contract value, after reflecting any adjustments, to an annuity payout plan that begins on the retirement date. You may choose from a variety of plans to make sure that payouts continue as long as you like. The payout schedule must meet IRS requirements. We can make payouts on a fixed or variable basis, or both. During the annuity payout period, your choices for subaccounts may be limited. The GPAs are not available during the payout period. (See “The Annuity Payout Period”).

Taxes: Generally, income earned on your contract value grows tax-deferred until you make withdrawals or begin to receive payouts. (Under certain circumstances, IRS penalty taxes may apply.) The tax treatment of qualified and non-qualified annuities differs. Even if you direct payouts to someone else, you will be taxed on the income if you are the owner. (See “Taxes”).

 6  WELLS FARGO ADVANTAGE CHOICE VARIABLE ANNUITY — PROSPECTUS

Expense Summary

The following tables describe the fees and expenses that you will pay when buying, owning and making a withdrawal from the contract. The first table describes the fees and expenses that you paid at the time that you bought the contract and will pay when you make a withdrawal from the contract. State premium taxes also may be deducted.

CONTRACT OWNER TRANSACTION EXPENSES

Withdrawal charge

(Contingent deferred sales charge as a percentage of the amount withdrawn)

You select either contract Option L or Option C at the time of application. Option C contracts have no withdrawal charge schedule but they carry higher mortality and expense risk fees than Option L contracts.

Contract year for	Withdrawal charge
Contract Option L	percentage

1-2	8%

3	7

4	6

5 and later	0

Withdrawal charge under Annuity Payout Plan E — Payouts for a specified period: If you are receiving variable annuity payments under this annuity payout plan, you can choose to take a withdrawal. The amount that you can withdraw is the present value of any remaining variable payouts. The discount rate we use in the calculation will be 5.17% for the assumed investment return of 3.5% and 6.67% for the assumed investment return of 5.0%. The withdrawal charge equals the present value of the remaining payouts using the assumed investment return minus the present value of the remaining payouts using the discount rate. (See “Charges — Withdrawal Charge” and “The Annuity Payout Period — Annuity Payout Plans.”)

The next two tables describe the fees and expenses that you will pay periodically during the time that you own the contract, not including fund fees and expenses.

ANNUAL VARIABLE ACCOUNT EXPENSES
(As a percentage of average daily subaccount value.)

You can choose either contract Option L or Option C and the death benefit guarantee provided. The combination you choose determines the fees you pay. The table below shows the combinations available to you and their cost.

	Variable account	Total mortality and	Total variable
If you select contract Option L and:	administrative charge	expense risk fee	account expenses

Return of Purchase Payment (ROP) death benefit	0.15%	1.25%	1.40%

Maximum Anniversary Value (MAV) death benefit	0.15	1.35	1.50

Enhanced Death Benefit (EDB)	0.15	1.55	1.70

If you select contract Option C and:

ROP death benefit	0.15	1.35	1.50

MAV death benefit	0.15	1.45	1.60

EDB	0.15	1.65	1.80

OTHER ANNUAL EXPENSES

Annual contract administrative charge	$40

(We will waive this charge when your contract value is $100,000 or more on the current contract anniversary.)

Benefit Protector Death Benefit Rider (Benefit Protector) fee	0.25%	*

(As a percentage of the contract value charged annually on the contract anniversary.)

Benefit Protector Plus Death Benefit Rider (Benefit Protector Plus) fee	0.40%	*

(As a percentage of the contract value charged annually on the contract anniversary.)

Guaranteed Minimum Income Benefit Rider (GMIB) fee	0.70%	**

(As a percentage of the GMIB benefit base charged annually on the contract anniversary.)

*	This fee applies only if you elect this optional feature.
**	For applications signed prior to May 1, 2003, the following current annual rider charges apply: GMIB — 0.30%.

WELLS FARGO ADVANTAGE CHOICE VARIABLE ANNUITY — PROSPECTUS 7

ANNUAL OPERATING EXPENSES OF THE FUNDS
The next two tables describe the operating expenses of the funds that you may pay periodically during the time that you own the contract. These operating expenses are for the fiscal year ended Dec. 31, 2012, unless otherwise noted. The first table shows the minimum and maximum total operating expenses charged by the funds. The second table shows the total operating expenses charged by each fund. More detail concerning each fund’s fees and expenses is contained in the prospectus for each fund.

Minimum and maximum annual operating expenses for the funds

(Including management fee, distribution and/or service (12b-1) fees and other expenses)(1)

	Minimum	Maximum

Total expenses before fee waivers and/or expense reimbursements	0.60%	1.36%

(1)	Each fund deducts management fees and other expenses from fund assets. Fund assets include amounts you allocate to a particular fund. Funds may also charge 12b-1 fees that are used to finance any activity that is primarily intended to result in the sale of fund shares. Because 12b-1 fees are paid out of fund assets on an ongoing basis, you may pay more if you select subaccounts investing in funds that have adopted 12b-1 plans than if you select subaccounts investing in funds that have not adopted 12b-1 plans. The fund or the fund’s affiliates may pay us or our affiliates for promoting and supporting the offer, sale and servicing of fund shares. In addition, the fund’s distributor and/or investment adviser, transfer agent or their affiliates may pay us or our affiliates for various services we or our affiliates provide. The amount of these payments will vary by fund and may be significant. See “The Variable Account and the Funds” for additional information, including potential conflicts of interest these payments may create. For a more complete description of each fund’s fees and expenses and important disclosure regarding payments the fund and/or its affiliates make, please review the fund’s prospectus and SAI.

Total annual operating expenses for each fund*

(Before fee waivers and/or expense reimbursements, if applicable, as a percentage of average daily net assets)

				Acquired fund	Gross total
	Management		Other	fees and	annual
Fund name**	fees	12b-1 fees	expenses	expenses***	expenses

Columbia Variable Portfolio – Cash Management Fund (Class 3)	0.33%	0.13%	0.14%	—%	0.60	%(1)

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3)**	0.57	0.13	0.12	—	0.82

Columbia Variable Portfolio – High Yield Bond Fund (Class 3)	0.58	0.13	0.17	—	0.88	(1)

Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3)**	0.66	0.13	0.14	0.01	0.94

Columbia Variable Portfolio – Select Smaller-Cap Value Fund (Class 3)	0.79	0.13	0.22	—	1.14	(1)

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 3)**	0.36	0.13	0.14	—	0.63

The Dreyfus Socially Responsible Growth Fund, Inc., Initial Shares	0.75	—	0.10	—	0.85

Fidelity® VIP Dynamic Capital Appreciation Portfolio Service Class 2	0.56	0.25	0.26	—	1.07

Fidelity® VIP High Income Portfolio Service Class 2	0.56	0.25	0.12	—	0.93

Fidelity® VIP Mid Cap Portfolio Service Class 2	0.56	0.25	0.09	—	0.90

FTVIPT Franklin Global Real Estate Securities Fund – Class 2	0.80	0.25	0.31	—	1.36

FTVIPT Franklin Income Securities Fund – Class 2	0.45	0.25	0.02	—	0.72

FTVIPT Franklin Small Cap Value Securities Fund – Class 2	0.51	0.25	0.16	—	0.92

FTVIPT Franklin Small-Mid Cap Growth Securities Fund – Class 2	0.51	0.25	0.29	—	1.05

FTVIPT Mutual Shares Securities Fund – Class 2	0.60	0.25	0.11	—	0.96

Goldman Sachs VIT Mid Cap Value Fund – Institutional Shares	0.80	—	0.07	—	0.87	(2)

Goldman Sachs VIT Structured U.S. Equity Fund – Institutional Shares	0.62	—	0.10	—	0.72	(3)

Invesco V.I. American Franchise Fund, Series I Shares**	0.68	—	0.30	—	0.98	(4)

Invesco V.I. Core Equity Fund, Series I Shares	0.61	—	0.29	—	0.90

MFS® Investors Trust Series – Initial Class	0.75	—	0.07	—	0.82

MFS® Utilities Series – Initial Class	0.74	—	0.08	—	0.82

Oppenheimer Global Fund/VA, Service Shares**	0.63	0.25	0.13	—	1.01

Oppenheimer Global Strategic Income Fund/VA, Service Shares	0.58	0.25	0.14	0.06	1.03	(5)

Putnam VT Global Health Care Fund – Class IB Shares	0.64	0.25	0.20	—	1.09

Putnam VT International Equity Fund – Class IB Shares	0.71	0.25	0.18	—	1.14

Putnam VT Multi-Cap Growth Fund – Class IB Shares	0.57	0.25	0.15	—	0.97

Variable Portfolio – Partners Small Cap Value Fund (Class 3)	0.91	0.13	0.15	0.01	1.20	(1)

Wells Fargo Advantage VT Index Asset Allocation Fund – Class 2	0.55	0.25	0.33	—	1.13	(6)

 8  WELLS FARGO ADVANTAGE CHOICE VARIABLE ANNUITY — PROSPECTUS

Total annual operating expenses for each fund* (continued)

(Before fee waivers and/or expense reimbursements, if applicable, as a percentage of average daily net assets)

				Acquired fund	Gross total
	Management		Other	fees and	annual
Fund name**	fees	12b-1 fees	expenses	expenses***	expenses

Wells Fargo Advantage VT International Equity Fund – Class 2	0.75%	0.25%	0.23%	0.01%	1.24	%(6)

Wells Fargo Advantage VT Intrinsic Value Fund – Class 2	0.55	0.25	0.34	0.01	1.15	(6)

Wells Fargo Advantage VT Omega Growth Fund – Class 2	0.55	0.25	0.25	—	1.05	(6)

Wells Fargo Advantage VT Opportunity Fund – Class 2	0.65	0.25	0.20	0.01	1.11	(6)

Wells Fargo Advantage VT Small Cap Growth Fund – Class 2	0.75	0.25	0.19	0.01	1.20

Wells Fargo Advantage VT Total Return Bond Fund – Class 2	0.40	0.25	0.29	0.01	0.95	(6)

*	The Funds provided the information on their expenses and we have not independently verified the information.

**	The previous fund names can be found in “The Variable Account and the Funds” section of the prospectus.

***	Includes fees and expenses incurred indirectly by the Fund as a result of its investment in other investment companies (also referred to as acquired funds).

(1)	Columbia Management Investment Advisers, LLC and certain of its affiliates have contractually agreed to waive and/or to reimburse expenses (excluding certain fees and expenses, such as transaction costs and certain other investment related expenses, interest, taxes, acquired fund fees and expenses, and extraordinary expenses) until April 30, 2014, unless sooner terminated at the sole discretion of the Fund’s Board of Trustees. Under this agreement, the Fund’s net operating expenses, subject to applicable exclusions, will not exceed the annual rate of 0.575% for Columbia Variable Portfolio – Cash Management Fund (Class 3), 0.845% for Columbia Variable Portfolio – High Yield Bond Fund (Class 3), 1.055% for Columbia Variable Portfolio – Select Smaller-Cap Value Fund (Class 3) and 1.005% for Variable Portfolio – Partners Small Cap Value Fund (Class 3).

(2)	The Investment Adviser agreed to waive a portion of its management fee in order to achieve an effective net management rate of 0.77%. Other expenses include transfer agency fees equal on an annualized basis to 0.02% of the average daily net assets of the Fund’s Institutional Shares, plus all other ordinary expenses not detailed above. The Investment Adviser has voluntarily agreed to reduce or limit other expenses (excluding management fees, distribution and service fees, transfer agent fees and expenses, taxes, interest, brokerage fees and litigation, indemnification, shareholder meetings and other extraordinary expenses, exclusive of any custody and transfer agent fee credit reductions) to the extent such expenses exceed, on an annual basis, 0.054% of the average daily net assets of the Fund. These arrangements will remain in effect through at least April 29, 2014 and prior to such date the Investment Adviser may not terminate the arrangement without the approval of the trustees. After fee waivers and reimbursements, net expenses would be 0.84%.

(3)	Other expenses include transfer agency fees equal on an annualized basis to 0.02% of the average daily net assets of the Fund’s Institutional Shares, plus all other ordinary expenses not detailed above. The Investment Adviser has voluntarily agreed to reduce or limit other expenses (excluding management fees, distribution and service fees, transfer agent fees and expenses, taxes, interest, brokerage fees and litigation, indemnification, shareholder meetings and other extraordinary expenses, exclusive of any custody and transfer agent fee credit reductions) to the extent such expenses exceed, on an annual basis, 0.004% of the average daily net assets of the Fund. These arrangements will remain in effect through at least April 29, 2014 and prior to such date the Investment Adviser may not terminate the arrangement without the approval of the trustees. After fee waivers and reimbursements, net expenses would be 0.64%.

(4)	The Adviser has contractually agreed, through at least June 30, 2014, to waive advisory fees and/or reimburse expenses of Series I shares to the extent necessary to limit total annual fund operating expenses after fee waivers and/or expense reimbursements (excluding interest, taxes, dividend expense on short sales, extraordinary or non-routine items, including litigation expenses and expenses that the Fund has incurred but did not actually pay because of an expense offset arrangement) of Series I shares to 0.90% of average daily net assets. Unless the Board of Trustees and Invesco Advisers, Inc. mutually agree to amend or continue the fee waiver agreement, it will terminate on June 30, 2014.

(5)	The Manager has contractually agreed to waive fees and/or reimburse Fund expenses in an amount equal to the indirect management fees incurred through the Fund’s investments in Oppenheimer Institutional Money Market Fund, Oppenheimer Short Duration Fund and the Master Funds. This fee waiver and/or expenses reimbursement may not be amended or withdrawn for one year from the date of the Fund’s prospectus, unless approved by the board. After fee waivers, net expenses would be 0.97%.

(6)	The Adviser has committed through April 30, 2014 to waive fees and/or reimburse expenses to the extent necessary to cap the Fund’s total annual fund operating expenses after fee waiver at 1.00% for Wells Fargo Advantage VT Index Asset Allocation Fund – Class 2, 0.94% for Wells Fargo Advantage VT International Equity Fund – Class 2, 1.00% for Wells Fargo Advantage VT Intrinsic Value Fund – Class 2, 1.00% for Wells Fargo Advantage VT Omega Growth Fund – Class 2, 1.00% for Wells Fargo Advantage VT Opportunity Fund – Class 2 and 0.90% for Wells Fargo Advantage VT Total Return Bond Fund – Class 2. Brokerage commissions, stamp duty fees, interest, taxes, acquired fund fees and expenses and extraordinary expenses are excluded from the cap. After this time, the cap may be increased or the commitment to maintain the cap may be terminated only with the approval of the Board of Trustees.

WELLS FARGO ADVANTAGE CHOICE VARIABLE ANNUITY — PROSPECTUS 9

Examples
These examples are intended to help you compare the cost of investing in these contracts with the cost of investing in other variable annuity contracts. These costs include your transaction expenses, contract administrative charges(1), variable account annual expenses and fund fees and expenses.

These examples assume that you invest $10,000 in the contract for the time periods indicated. These examples also assume that your investment has a 5% return each year.

Maximum Expenses. These examples assume the most expensive combination of contract features and benefits and the maximum fees and expenses of any of the funds before fee waivers and/or expense reimbursements. They assume that you select the EDB and the GMIB. Although your actual costs may be lower, based on these assumptions your costs would be:

					If you do not withdraw your contract or
	If you withdraw your contract at				if you select an annuity payout plan at
	the end of the applicable time period:				the end of the applicable time period:
	1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years

Contract Option L with EDB	$1,233	$2,014	$2,196	$4,553	$427	$1,299	$2,196	$4,553

Contract Option C with EDB	437	1,329	2,245	4,643	437	1,329	2,245	4,643

Minimum Expenses. These examples assume the least expensive combination of contract features and benefits and the minimum fees and expenses of any of the funds before fee waivers and/or expense reimbursements. They assume that you select the ROP Death Benefit and do not select any optional benefits. Although your actual costs may be higher, based on these assumptions your costs would be:

					If you do not withdraw your contract or
	If you withdraw your contract at				if you select an annuity payout plan at
	the end of the applicable time period:				the end of the applicable time period:
	1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years

Contract Option L with ROP death benefit	$1,065	$1,506	$1,279	$2,705	$245	$751	$1,279	$2,705

Contract Option C with ROP death benefit	255	782	1,330	2,809	255	782	1,330	2,809

(1)	In these examples, the contract administrative charge is $40.

THE EXAMPLES ARE ILLUSTRATIVE ONLY. YOU SHOULD NOT CONSIDER THESE EXAMPLES AS A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES WILL BE HIGHER OR LOWER THAN THOSE SHOWN DEPENDING UPON WHICH OPTIONAL BENEFIT YOU ELECT OTHER THAN INDICATED IN THE EXAMPLES OR IF YOU ALLOCATE CONTRACT VALUE TO ANY OTHER AVAILABLE SUBACCOUNTS.

 10  WELLS FARGO ADVANTAGE CHOICE VARIABLE ANNUITY — PROSPECTUS

Condensed Financial Information

You can find unaudited condensed financial information for the subaccounts representing the lowest and highest total annual variable account expense combinations in the Appendix.

Financial Statements

You can find our audited financial statements and the audited financial statements of the divisions, which are comprised of subaccounts, in the SAI. The SAI does not include audited financial statements for divisions that are new (if any) and have no activity as of the financial statements date.

The Variable Account and the Funds

Variable Account. The variable account was established under Indiana law on July 15, 1987, and the subaccounts are registered together as a single unit investment trust under the Investment Company Act of 1940 (the 1940 Act). This registration does not involve any supervision of our management or investment practices and policies by the SEC. All obligations arising under the contracts are general obligations of RiverSource Life.

The variable account meets the definition of a separate account under federal securities laws. We credit or charge income, capital gains and capital losses of each subaccount only to that subaccount. State insurance law prohibits us from charging a subaccount with liabilities of any other subaccount or of our general business. The variable account includes other subaccounts that are available under contracts that are not described in this prospectus.

Although the IRS has issued some guidance on investor control, the U.S. Treasury and the IRS may continue to examine this aspect of variable contracts and provide additional guidance on investor control. At this time, we do not know what the additional guidance will be or when action will be taken. We reserve the right to modify the contract, as necessary, so that the owner will not be subject to current taxation as the owner of the subaccount assets.

We intend to comply with all federal tax laws so that the contract continues to qualify as an annuity for federal income tax purposes. We reserve the right to modify the contract as necessary to comply with any new tax laws.

The Funds. This contract currently offers subaccounts investing in shares of the funds listed in the table below.

•	Investment objectives: The investment managers and advisers cannot guarantee that the funds will meet their investment objectives. Please read the funds’ prospectuses for facts you should know before investing. These prospectuses are available by contacting us at the address or telephone number on the first page of this prospectus.

•	Fund name and management: A fund underlying your contract in which a subaccount invests may have a name, portfolio manager, objectives, strategies and characteristics that are the same or substantially similar to those of a publicly-traded retail mutual fund. Despite these similarities, an underlying fund is not the same as any publicly-traded retail mutual fund. Each underlying fund will have its own unique portfolio holdings, fees, operating expenses and operating results. The results of each underlying fund may differ significantly from any publicly-traded retail mutual fund.

•	Eligible purchasers: All funds are available to serve as the underlying investments for variable annuities and variable life insurance policies. The funds are not available to the public (see “Fund Name and Management” above). Some funds also are available to serve as investment options for tax-deferred retirement plans. It is possible that in the future for tax, regulatory or other reasons, it may be disadvantageous for variable annuity accounts and variable life insurance accounts and/or tax-deferred retirement plans to invest in the available funds simultaneously. Although we and the funds’ providers do not currently foresee any such disadvantages, the boards of directors or trustees of each fund will monitor events in order to identify any material conflicts between annuity owners, policy owners and tax-deferred retirement plans and to determine what action, if any, should be taken in response to a conflict. If a board were to conclude that it should establish separate fund providers for the variable annuity, variable life insurance and tax-deferred retirement plan accounts, you would not bear any expenses associated with establishing separate funds. Please refer to the funds’ prospectuses for risk disclosure regarding simultaneous investments by variable annuity, variable life insurance and tax-deferred retirement plan accounts. Each fund intends to comply with the diversification requirements under Section 817(h) of the Code.

•	Private label: This contract is a “private label” variable annuity. This means the contract includes funds affiliated with the distributor of this contract. Purchase payments and contract values you allocate to subaccounts investing in any of the Wells Fargo Variable Trust Funds available under this contract are generally more profitable for the distributor and its affiliates than allocations you make to other subaccounts. In contrast, purchase payments and contract values you allocate to subaccounts investing in any of the affiliated funds are generally more profitable for us and our affiliates. (See “Revenue we received from the funds may create potential conflicts of interest.”) These relationships may influence recommendations

WELLS FARGO ADVANTAGE CHOICE VARIABLE ANNUITY — PROSPECTUS 11

your investment professional makes regarding whether you should invest in the contract, and whether you should allocate purchase payments or contract values to a particular subaccount.

•	Asset allocation programs may impact fund performance: Asset allocation programs in general may negatively impact the performance of an underlying fund. Even if you do not participate in an asset allocation program, a fund in which your subaccount invests may be impacted if it is included in an asset allocation program. Rebalancing or reallocation under the terms of the asset allocation program may cause a fund to lose money if it must sell large amounts of securities to meet a redemption request. These losses can be greater if the fund holds securities that are not as liquid as others, for example, various types of bonds, shares of smaller companies and securities of foreign issuers. A fund may also experience higher expenses because it must sell or buy securities more frequently than it otherwise might in the absence of asset allocation program rebalancing or reallocations. Because asset allocation programs include periodic rebalancing and may also include reallocation, these effects may occur under any asset allocation program we offer or under asset allocation programs used in conjunction with the contracts and plans of other eligible purchasers of the funds.

•	Funds available under the contract: We seek to provide a broad array of underlying funds taking into account the fees and charges imposed by each fund and the contract charges we impose. We select the underlying funds in which the subaccounts initially invest and when there is substitution (see “Substitution of Investments”). We also make all decisions regarding which funds to retain in a contract, which funds to add to a contract and which funds will no longer be offered in a contract. In making these decisions, we may consider various objective and subjective factors. Objective factors include, but are not limited to fund performance, fund expenses, classes of fund shares available, size of the fund and investment objectives and investing style of the fund. Subjective factors include, but are not limited to, investment sub-styles and process, management skill and history at other funds and portfolio concentration and sector weightings. We also consider the levels and types of revenue including, but not limited to, expense payments and non-cash compensation a fund, its distributor, investment adviser, subadviser, transfer agent or their affiliates pay us and our affiliates. This revenue includes, but is not limited to compensation for administrative services provided with respect to the fund and support of marketing and distribution expenses incurred with respect to the fund.

•	Revenue we receive from the funds may create potential conflicts of interest: We or our affiliates receive from each of the funds, or the funds’ affiliates, varying levels and types of revenue, including but not limited to expense payments and non-cash compensation. The amount of this revenue and how it is computed varies by fund, may be significant and may create potential conflicts of interest. The greatest amount and percentage of revenue we and our affiliates receive comes from assets allocated to subaccounts investing in the funds that are managed by our affiliates Columbia Management Investment Advisers, LLC (Columbia Management Investment Advisers) or Columbia Wanger Asset Management, LLC (Columbia Wanger Asset Management) (affiliated funds). Employee compensation and operating goals at all levels are tied to the success of Ameriprise Financial, Inc. and its affiliates, including us. Certain employees may receive higher compensation and other benefits based, in part, on contract values that are invested in the affiliated funds. We or our affiliates receive revenue which ranges up to 0.69% of the average daily net assets invested in the underlying funds through this and other contracts we and our affiliate issue. We or our affiliates may also receive revenue which ranges up to 0.04% of aggregate, net or anticipated sales of underlying funds through this and other contracts we and our affiliate issue. Please see the SAI for a table that ranks the underlying funds according to total dollar amounts they and their affiliates paid us or our affiliates in the prior calendar year.

Expense payments, non-cash compensation and other forms of revenue may influence recommendations your investment professional makes regarding whether you should invest in the contract and whether you should allocate purchase payments or contract value to a subaccount that invests in a particular fund (see “About the Service Providers”).

The revenue we or our affiliates receive from a fund or its affiliates is in addition to revenue we receive from the charges you pay when buying, owning and making a withdrawal from the contract (see “Expense Summary”). However, the revenue we or our affiliates receive from a fund or its affiliates may come, at least in part, from the fund’s fees and expenses you pay indirectly when you allocate contract value to the subaccount that invests in that fund.

•	Why revenues are paid to us: In accordance with applicable laws, regulations and the terms of the agreements under which such revenue is paid, we or our affiliates may receive these revenues including, but not limited to expense payments and non-cash compensation for various purposes:

•	Compensating, training and educating investment professionals who sell the contracts.

•	Granting access to our employees whose job it is to promote sales of the contracts by authorized selling firms and their investment professionals, and granting access to investment professionals of our affiliated selling firms.

•	Activities or services we or our affiliates provide that assist in the promotion and distribution of the contracts including promoting the funds available under the contracts to prospective and existing contract owners, authorized selling firms and investment professionals.

 12  WELLS FARGO ADVANTAGE CHOICE VARIABLE ANNUITY — PROSPECTUS

•	Providing sub-transfer agency and shareholder servicing to contract owners.

•	Promoting, including and/or retaining the fund’s investment portfolios as underlying investment options in the contracts.

•	Advertising, printing and mailing sales literature, and printing and distributing prospectuses and reports.

•	Furnishing personal services to contract owners, including education of contract owners, answering routine inquiries regarding a fund, maintaining accounts or providing such other services eligible for service fees as defined under the rules of the Financial Industry Regulatory Authority (FINRA).

•	Subaccounting, transaction processing, recordkeeping and administration.

•	Sources of revenue received from affiliated funds: The affiliated funds are managed by Columbia Management Investment Advisers or Columbia Wanger Asset Management. The sources of revenue we receive from these affiliated funds, or from affiliates of these funds, may include, but are not necessarily limited to, the following:

•	Assets of the fund’s adviser and transfer agent or an affiliate. The revenue resulting from these sources may be based either on a percentage of average daily net assets of the fund or on the actual cost of certain services we provide with respect to the fund. We may receive this revenue either in the form of a cash payment or it may be allocated to us.

•	Compensation paid out of 12b-1 fees that are deducted from fund assets and disclosed in the “12b-1 fees” column of the “Annual Operating Expenses of the Funds” table.

•	Sources of revenue received from unaffiliated funds: The unaffiliated funds are not managed by an affiliate of ours. The sources of revenue we receive from these unaffiliated funds, or the funds’ affiliates, may include, but are not necessarily limited to, the following:

•	Assets of the fund’s adviser, subadviser, transfer agent or an affiliate of these and assets of the fund’s distributor or an affiliate. The revenue resulting from these sources usually is based on a percentage of average daily net assets of the fund but there may be other types of payment arrangements.

•	Compensation paid out of 12b-1 fees that are deducted from fund assets and disclosed in the “12b-1 fees” column of the “Annual Operating Expenses of the Funds” table.

WELLS FARGO ADVANTAGE CHOICE VARIABLE ANNUITY — PROSPECTUS 13

You may allocate purchase payments and transfers to any or all of the subaccounts of the variable account that invest in shares of the following funds:

Investing In	Investment Objective and Policies	Investment Adviser
Columbia Variable Portfolio – Cash Management Fund (Class 3)	Seeks maximum current income consistent with liquidity and stability of principal.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio — Dividend Opportunity Fund (Class 3) (previously Columbia Variable Portfolio — Diversified Equity Income Fund (Class 3))	Seeks high level of current income and, as a secondary goal, steady growth of capital.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – High Yield Bond Fund (Class 3)	Seeks high current income, with capital growth as a secondary objective.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3) (previously Columbia Variable Portfolio – Dynamic Equity Fund (Class 3))	Seeks capital appreciation.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Select Smaller-Cap Value Fund (Class 3)	Seeks long-term capital growth.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 3) (previously Columbia Variable Portfolio – Short Duration U.S. Government Fund (Class 3))	Seeks high level of current income and safety of principal consistent with investment in U.S. government and government agency securities.	Columbia Management Investment Advisers, LLC

The Dreyfus Socially Responsible Growth Fund, Inc., Initial Shares	Seeks capital growth, with current income as a secondary goal.	The Dreyfus Corporation

Fidelity® VIP Dynamic Capital Appreciation Portfolio Service Class 2	Seeks capital appreciation. Normally invests primarily in common stocks of domestic and foreign issuers. The Fund invests in either “growth” or “value” stocks or both.	Fidelity Management & Research Company (FMR) is the fund’s manager. FMR Co., Inc. (FMRC) and other investment advisers serve as sub-advisers for the fund.

 14  WELLS FARGO ADVANTAGE CHOICE VARIABLE ANNUITY — PROSPECTUS

Investing In	Investment Objective and Policies	Investment Adviser
Fidelity® VIP High Income Portfolio Service Class 2	Seeks a high level of current income, while also considering growth of capital. Normally invests primarily in income-producing debt securities, preferred stocks and convertible securities, with an emphasis on lower-quality debt securities. May invest in non-income producing securities, including defaulted securities and common stocks. Invests in companies in troubled or uncertain financial condition. The Fund invests in domestic and foreign issuers.	Fidelity Management & Research Company (FMR) is the fund’s manager. FMR Co., Inc. (FMRC) and other investment advisers serve as sub-advisers for the fund.

Fidelity® VIP Mid Cap Portfolio Service Class 2	Seeks long-term growth of capital. Normally invests primarily in common stocks. Normally invests at least 80% of assets in securities of companies with medium market capitalizations. May invest in companies with smaller or larger market capitalizations. Invests in domestic and foreign issuers. The Fund invests in either “growth” or “value” common stocks or both.	Fidelity Management & Research Company (FMR) is the fund’s manager. FMR Co., Inc. (FMRC) and other investment advisers serve as sub-advisers for the fund.

FTVIPT Franklin Global Real Estate Securities Fund — Class 2	Seeks high total return. Under normal market conditions, the fund invests at least 80% of its net assets in investments of companies located anywhere in the world that operate in the real estate sector.	Franklin Templeton Institutional, LLC

FTVIPT Franklin Income Securities Fund – Class 2	Seeks to maximize income while maintaining prospects for capital appreciation. Under normal market conditions, the fund invests in both equity and debt securities.	Franklin Advisers, Inc. adviser; Templeton Investment Counsel, LLC, subadviser.

FTVIPT Franklin Small Cap Value Securities Fund — Class 2	Seeks long-term total return. Under normal market conditions, the fund invests at least 80% of its net assets in investments of small capitalization companies.	Franklin Advisory Services, LLC

FTVIPT Franklin Small-Mid Cap Growth Securities Fund – Class 2	Seeks long-term capital growth. Under normal market conditions, the fund invests at least 80% of its net assets in investments of small capitalization and mid capitalization companies.	Franklin Advisers, Inc.

FTVIPT Mutual Shares Securities Fund – Class 2	Seeks capital appreciation, with income as a secondary goal. Under normal market conditions, the fund invests primarily in U.S. and foreign equity securities that the investment manager believes are undervalued.	Franklin Mutual Advisers, LLC

Goldman Sachs VIT Mid Cap Value Fund — Institutional Shares	Seeks long-term capital appreciation.	Goldman Sachs Asset Management, L.P.

Goldman Sachs VIT Structured U.S. Equity Fund — Institutional Shares	Seeks long-term growth of capital.	Goldman Sachs Asset Management, L.P.

Invesco V.I. American Franchise Fund, Series I Shares (previously Invesco Van Kampen V.I. – American Franchise Fund, Series I Shares)	Seeks capital growth.	Invesco Advisers, Inc.

Invesco V.I. Core Equity Fund, Series I Shares	Seeks long-term growth of capital.	Invesco Advisers, Inc.

WELLS FARGO ADVANTAGE CHOICE VARIABLE ANNUITY — PROSPECTUS 15

Investing In	Investment Objective and Policies	Investment Adviser
MFS® Investors Trust Series — Initial Class	Seeks capital appreciation.	MFS® Investment Management

MFS® Utilities Series – Initial Class	Seeks total return.	MFS® Investment Management

Oppenheimer Global Fund/VA, Service Shares (previously Oppenheimer Global Securities Fund/VA, Service Shares)	Seeks long-term capital appreciation by investing a substantial portion of its assets in securities of foreign issuers, “growth-type” companies, cyclical industries and special situations that are considered to have appreciation possibilities.	OFI Global Asset Management, Inc., adviser; OppenheimerFunds, Inc., sub-adviser.

Oppenheimer Global Strategic Income Fund/VA, Service Shares	Seeks a high level of current income principally derived from interest on debt securities.	OFI Global Asset Management, Inc., adviser; OppenheimerFunds, Inc., sub-adviser.

Putnam VT Global Health Care Fund — Class IB Shares	Seeks capital appreciation.	Putnam Investment Management, LLC, adviser; Putnam Advisory Company, LLC, sub-adviser; and Putnam Investments Limited

Putnam VT International Equity Fund – Class IB Shares	Seeks capital appreciation.	Putnam Investment Management, LLC, adviser; Putnam Advisory Company, LLC, sub-adviser; and Putnam Investments Limited

Putnam VT Multi-Cap Growth Fund – Class IB Shares	Seeks long-term capital appreciation.	Putnam Investment Management, LLC

Variable Portfolio — Partners Small Cap Value Fund (Class 3)	Seeks long-term capital appreciation.	Columbia Management Investment Advisers, LLC, adviser; Barrow, Hanley, Mewhinney & Strauss, Inc., Denver Investment Advisors LLC, Donald Smith & Co., Inc., River Road Asset Management, LLC and Turner Investment Partners, Inc., subadvisers.

Wells Fargo Advantage VT Index Asset Allocation Fund – Class 2	Seeks long-term total return, consisting of capital appreciation and current income.	Wells Fargo Funds Management, LLC, adviser; Wells Capital Management Inc., sub-adviser.

Wells Fargo Advantage VT International Equity Fund – Class 2	Seeks long-term capital appreciation.	Wells Fargo Funds Management, LLC, adviser; Wells Capital Management Inc., sub-adviser.

Wells Fargo Advantage VT Intrinsic Value Fund – Class 2	Seeks long-term capital appreciation.	Wells Fargo Funds Management, LLC, adviser; Metropolitan West Capital Management, LLC, sub-adviser.

Wells Fargo Advantage VT Omega Growth Fund – Class 2	Seeks long-term capital appreciation.	Wells Fargo Funds Management, LLC, adviser; Wells Capital Management Inc., sub-adviser.

Wells Fargo Advantage VT Opportunity Fund — Class 2	Seeks long-term capital appreciation.	Wells Fargo Funds Management, LLC, adviser; Wells Capital Management Inc., sub-adviser.

 16  WELLS FARGO ADVANTAGE CHOICE VARIABLE ANNUITY — PROSPECTUS

Investing In	Investment Objective and Policies	Investment Adviser
Wells Fargo Advantage VT Small Cap Growth Fund — Class 2	Seeks long-term capital appreciation.	Wells Fargo Funds Management, LLC, adviser; Wells Capital Management Inc., sub-adviser.

Wells Fargo Advantage VT Total Return Bond Fund — Class 2	Seeks total return consisting of income and capital appreciation.	Wells Fargo Funds Management, LLC, adviser; Wells Capital Management Inc., sub-adviser.

The Guarantee Period Accounts (GPAs)

Investment in the GPAs is not available under contract Option C(1).

The GPAs may not be available in some states.

(1)	For applications dated May 1, 2003 or after, investment in the GPAs for contract Option C is not allowed in most states. For applications dated prior to May 1, 2003, investment in the GPAs is not restricted in most states. Please check with your investment professional to determine which applies in your state.

For contract Option L, you may allocate purchase payments to one or more of the GPAs with guarantee periods declared by us. The minimum required investment in each GPA is $1,000. There are restrictions on the amount you can allocate to these accounts as well as on transfers from these accounts (see “Buying Your Contract” and “Transfer policies”). These accounts are not available in all states and are not offered after annuity payouts begin.

Each GPA pays an interest rate that is declared when you make an allocation to that account. That interest rate is then fixed for the guarantee period that you chose. We will periodically change the declared interest rate for any future allocations to these accounts, but we will not change the rate paid on money currently in a GPA.

The interest rates that we will declare as guaranteed rates in the future are determined by us at our discretion (“future rates”). We will determine future rates based on various factors including, but not limited to, the interest rate environment, returns we earn on investments in the nonunitized separate account we have established for the GPAs, the rates currently in effect for new and existing RiverSource Life annuities, product design, competition and RiverSource Life’s revenues and other expenses. We cannot predict nor can we guarantee what future rates will be.

You may transfer or withdraw contract value out of the GPAs within 30 days before the end of the guarantee period without receiving a MVA (see “Market Value Adjustment (MVA)” below.) During this 30 day window you may choose to start a new guarantee period of the same length, transfer the contract value to another GPA, transfer the contract value to any of the subaccounts, or withdraw the contract value from the contract (subject to applicable withdrawal provisions). If we do not receive any instructions at the end of your guarantee period our current practice is to automatically transfer the contract value into the one-year fixed account.

We hold amounts you allocate to the GPAs in a “nonunitized” separate account. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the GPAs. State insurance law prohibits us from charging this separate account with liabilities of any other separate account or of our general business. We own the assets of this separate account as well as any favorable investment performance of those assets. You do not participate in the performance of the assets held in this separate account. We guarantee all benefits relating to your value in the GPAs. This guarantee is based on the continued claims-paying ability of the company’s general account. You should be aware that our general account is exposed to the risks normally associated with a portfolio of fixed-income securities, including interest rate, option, liquidity and credit risk. You should also be aware that we issue other types of insurance and financial products as well, and we also pay our obligations under these products from assets in our general account. Our general account is not segregated or insulated from the claims of our creditors. The financial statements contained in the SAI include a further discussion of the risks inherent within the investments of the general account.

We intend to construct and manage the investment portfolio relating to the separate account in such a way as to minimize the impact of fluctuations by interest rates. We seek to achieve this by constructing a portfolio of assets with a price sensitivity to interest rate changes (i.e., price duration) that is similar to the price duration of the corresponding portfolio of liabilities.

We must invest this portfolio of assets in accordance with requirements established by applicable state laws regarding the nature and quality of investments that life insurance companies may make and the percentage of their assets that they may commit to any particular type of investment. Our investment strategy will incorporate the use of a variety of debt instruments having price durations tending to match the applicable guarantee periods. These instruments include, but are not necessarily limited to, the following:

•	Securities issued by the U.S. government or its agencies or instrumentalities, which issues may or may not be guaranteed by the U.S. government;

WELLS FARGO ADVANTAGE CHOICE VARIABLE ANNUITY — PROSPECTUS 17

•	Debt securities that have an investment grade, at the time of purchase, within the four highest grades assigned by any of three nationally recognized rating agencies — Standard & Poor’s, Moody’s Investors Service or Fitch (formerly Duff & Phelps) — or are rated in the two highest grades by the National Association of Insurance Commissioners;

•	Other debt instruments which are unrated or rated below investment grade, limited to 10% of assets at the time of purchase; and

•	Real estate mortgages, limited to 45% of portfolio assets at the time of acquisition.

In addition, options and futures contracts on fixed income securities will be used from time to time to achieve and maintain appropriate investment and liquidity characteristics on the overall asset portfolio.

While this information generally describes our investment strategy, we are not obligated to follow any particular strategy except as may be required by federal law and Indiana and other state insurance laws.

MARKET VALUE ADJUSTMENT (MVA)
We guarantee the contract value allocated to your GPA, including the interest credited, if you do not make any transfers or withdrawals from that GPA prior to 30 days before the end of the Guarantee Period. However, we will apply an MVA if a transfer or withdrawal occurs prior to this time, unless the transfer is an automated transfer from the two-year GPA as part of a dollar-cost averaging program or an Interest Sweep strategy. The MVA also affects amounts withdrawn from a GPA prior to 30 days before the end of the Guarantee Period that are used to purchase payouts under an annuity payout plan. We will refer to all of these transactions as “early withdrawals” in the discussion below.

When you request an early withdrawal, we adjust the early withdrawal amount by an MVA formula. The early withdrawal amount reflects the relationship between the guaranteed interest rate you are earning in your current GPA and the interest rate we are crediting on new GPAs that end at the same time as your current GPA.

The MVA is sensitive to changes in current interest rates. The magnitude of any applicable MVA will depend on our current schedule of guaranteed interest rates at the time of the withdrawal, the time remaining in your Guarantee Period and your guaranteed interest rate. The MVA is negative, zero or positive depending on how the guaranteed interest rate on your GPA compares to the interest rate of a new GPA for the same number of years as the Guarantee Period remaining on your GPA. This is summarized in the following table.

If your GPA rate is:	The MVA is:

Less than the new GPA rate + 0.10%	Negative

Equal to the new GPA rate + 0.10%	Zero

Greater than the new GPA rate + 0.10%	Positive

General Examples
As the examples below demonstrate, the application of an MVA may result in either a gain or loss of principal. We refer to all of the transactions described below as “early withdrawals.”

Assume:

•	You purchase a contract and allocate part of your purchase payment to the ten-year GPA.

•	We guarantee an interest rate of 3.0% annually for your ten-year Guarantee Period.

•	After three years, you decide to make a withdrawal from your GPA. In other words, there are seven years left in your Guarantee Period.

Remember that the MVA depends partly on the interest rate of a new GPA for the same number of years as the Guarantee Period remaining on your GPA. In this case, that is seven years.

Example 1: Remember that your GPA is earning 3.0%. Assume at the time of your withdrawal new GPAs that we offer with a seven-year Guarantee Period are earning 3.5%. We add 0.10% to the 3.5% rate to get 3.6%. Your GPA’s 3.0% rate is less than the 3.6% rate so the MVA will be negative.

Example 2: Remember again that your GPA is earning 3.0%, and assume that new GPAs that we offer with a seven-year Guarantee Period are earning 2.5%. We add 0.10% to the 2.5% rate to get 2.6%. In this example, since your GPA’s 3.0% rate is greater than the 2.6% rate, the MVA will be positive. To determine that adjustment precisely, you will have to use the formula described below.

Sample MVA Calculations
The precise MVA formula we apply is as follows:

Early withdrawal amount ×	[(	1 + i 1 + j + .001	)n/12	– 1]	= MVA

 18  WELLS FARGO ADVANTAGE CHOICE VARIABLE ANNUITY — PROSPECTUS

Where	i	=	rate earned in the GPA from which amounts are being transferred or withdrawn.
	j	=	current rate for a new Guaranteed Period equal to the remaining term in the current Guarantee Period.
	n	=	number of months remaining in the current Guarantee Period (rounded up).

Examples
Using assumptions similar to those we used in the examples above:

•	You purchase a contract and allocate part of your purchase payment to the ten-year GPA.

•	We guarantee an interest rate of 3.0% annually for your ten-year Guarantee Period.

•	After three years, you decide to make a $1,000 withdrawal from your GPA. In other words, there are seven years left in your Guarantee Period.

Example 1: You request an early withdrawal of $1,000 from your ten-year GPA earning a guaranteed interest rate of 3.0%. Assume at the time of your withdrawal new GPAs that we offer with a seven-year Guarantee Period are earning 3.5%. Using the formula above, we determine the MVA as follows:

$1,000 ×	[(	1.030 1 + .035 + .001	)84/12	– 1]	= –$39.84

In this example, the MVA is a negative $39.84.

Example 2: You request an early withdrawal of $1,000 from your ten-year GPA earning a guaranteed interest rate of 3.0%. Assume at the time of your withdrawal new GPAs that we offer with a seven-year Guarantee Period are earning 2.5%. Using the formula above, we determine the MVA as follows:

$1,000 ×	[(	1.030 1 + .025 + .001	)84/12	– 1]	= $27.61

In this example, the MVA is a positive $27.61.

Please note that when you allocate your purchase payment to the ten-year GPA and your purchase payment is in its fourth year from receipt at the beginning of the Guarantee Period, your withdrawal charge percentage is 6% due to the withdrawal charge schedule under contract Option L. (See “Charges — Withdrawal Charge.”) We do not apply MVAs to the amounts we deduct for withdrawal charges, so we would deduct the withdrawal charge from your early withdrawal after we applied the MVA. Also note that when you request an early withdrawal, we withdraw an amount from your GPA that will give you the net amount you requested after we apply the MVA (and any applicable withdrawal charge schedule under contract Option L), unless you request otherwise.

The current interest rate we offer on the GPA will change periodically at our discretion. It is the rate we are then paying on purchase payments, renewals and transfers paid under this class of contracts for Guarantee Period durations equaling the remaining Guarantee Period of the GPA to which the formula is being applied.

We will not apply MVAs to amounts withdrawn for annual contract charges, to amounts we pay as death claims or to automatic transfers from the two-year GPA as part of a dollar-cost averaging program or an Interest Sweep Strategy.

The One-Year Fixed Account

Investment in the one-year fixed account is not available for contract Option C(1).

(1)	For applications dated May 1, 2003 or after, investment in the one-year fixed account for Contract Option C is not allowed in most states. For applications dated prior to May 1, 2003, investment in the one-year fixed account was not restricted in most states. Please check with your investment professional to determine if this restriction applies to your state.

For contract Option L, you may allocate purchase payments or transfer accumulated value to the one-year fixed account. Some states may restrict the amount you can allocate to this account. We back the principal and interest guarantees relating to the one-year fixed account. These guarantees are based on the continued claims-paying ability of the company’s general account. The value of the one-year fixed account increases as we credit interest to the account. Purchase payments and transfers to the one-year fixed account become part of our general account. You should be aware that our general account is exposed to the risks normally associated with a portfolio of fixed-income securities, including interest rate, option, liquidity and credit risk. The financial statements contained in the SAI include a further discussion of the risks inherent within the investments of the general account. We credit and compound interest daily based on a 365-day year (366 in a leap year) so as to produce the annual effective rate which we declare. The interest rate we apply to each purchase payment or transfer to the one-year fixed account is guaranteed for one year. Thereafter we will change the rates from time-to-time at our discretion. These rates will be

WELLS FARGO ADVANTAGE CHOICE VARIABLE ANNUITY — PROSPECTUS 19

based on various factors including, but not limited to, the interest rate environment, returns earned on investments backing these annuities, the rates currently in effect for new and existing RiverSource Life annuities, product design, competition, and RiverSource Life’s revenues and expenses. The guaranteed minimum interest rate offered may vary by state but will not be lower than state law allows.

There are restrictions on the amount you can allocate to this account as well as on transfers from this account (see “Buying Your Contract” and “Making the Most of Your Contract — Transfer policies”).

The one-year fixed account is not required to be registered with the SEC. The SEC staff does not review the disclosures in this prospectus on the one-year fixed account, however, disclosures regarding the one-year fixed account may be subject to certain generally applicable provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

Buying Your Contract

New contracts are not currently being offered. We are required by law to obtain personal information from you which we will use to verify your identity. If you do not provide this information we reserve the right to refuse to issue your contract or take other steps we deem reasonable.

As the owner, you have all rights and may receive all benefits under the contract. You can own a qualified or nonqualified annuity. You can own a nonqualified annuity in joint tenancy with rights of survivorship only in spousal situations. You cannot own a qualified annuity in joint tenancy. You can become an owner if you are 90 or younger. (The age limit may be younger for qualified annuities in some states.)

When you applied, you selected (if available in your state):

•	contract Option L or Option C;

•	a death benefit option(1);

•	the optional Benefit Protector Death Benefit Rider(2);

•	the optional Benefit Protector Plus Death Benefit Rider(2);

•	the optional Guaranteed Minimum Income Benefit Rider(3);

•	the GPAs, the one-year fixed account and/or subaccounts in which you want to invest(4);

•	how you want to make purchase payments; and

•	a beneficiary.

(1)	If you and the annuitant are 79 or younger at contract issue, you may select from either the ROP death benefit, MAV death benefit or EDB. If you or the annuitant are 80 or older at contract issue, the ROP death benefit will apply. EDB may not be available in all states.
(2)	Not available with the EDB. May not be available in all states.
(3)	Available at the time you purchase your contract if the annuitant is 75 or younger at contract issue and you also select the EDB. May not be available in all states.
(4)	For applications dated May 1, 2003 or after, investment in the GPA account and the one-year fixed account for Contract Option C is not allowed in most states. For applications dated prior to May 1, 2003, investment in the GPA account and the one-year fixed account was not restricted in most states. Please check with your investment professional to determine whether this restriction applies to your state. GPAs may not be available in some states.

The contract provides for allocation of purchase payments to the subaccounts of the variable account, to the GPAs and/or to the one-year fixed account in even 1% increments subject to the $1,000 minimum investment for the GPAs. The contract provides for allocation of purchase payments to the GPAs, the one-year fixed account and/or the subaccounts of the variable account in even 1% increments subject to the $1,000 minimum for the GPAs. For Contract Option L contracts with applications signed on or after June 16, 2003, the amount of any purchase payment allocated to the one-year fixed account in total cannot exceed 30% of the purchase payment. More than 30% of a purchase payment may be so allocated if you establish a dollar cost averaging arrangement with respect to the purchase payment according to procedures currently in effect, or you are participating according to the rules of an asset allocation model portfolio program available under the contract, if any.

We applied your initial purchase payment to the GPAs, one-year fixed account and subaccounts you selected within two business days after we received it at our corporate office. We will credit additional purchase payments you make to your accounts on the valuation date we receive them. If we receive an additional purchase payment at our administrative office before the close of business, we will credit any portion of that payment allocated to the subaccounts using the accumulation unit value we calculate on the valuation date we received the payment. If we receive an additional purchase payment at our corporate office at or after the close of business, we will credit any portion of that payment allocated to the subaccounts using the accumulation unit value we calculate on the next valuation date after we received the payment.

You may make monthly payments to your contract under a SIP. To begin the SIP, you will complete and send a form and your first SIP payment along with your application. There is no charge for SIP. You can stop your SIP payments at any time.

 20  WELLS FARGO ADVANTAGE CHOICE VARIABLE ANNUITY — PROSPECTUS

In most states, you may make additional purchase payments to nonqualified and qualified annuities until the retirement date.

THE RETIREMENT DATE
Annuity payouts are scheduled to begin on the retirement date. When we processed your application, we established the retirement date to be the maximum age (or contract anniversary if applicable) for nonqualified annuities and Roth IRAs and for qualified annuities the date specified below. You can also select a date within the maximum limits. Your selected date can align with your actual retirement from a job, or it can be a different future date, depending on your needs and goals and on certain restrictions. You also can change the retirement date, provided you send us written instructions at least 30 days before annuity payouts begin.

For nonqualified annuities and Roth IRAs, the retirement date must be:

•	no earlier than the 30th day after the contract’s effective date; and

•	no later than the annuitant’s 85th birthday or the tenth contract anniversary, if purchased after age 75, or such other date as agreed upon by us.

For qualified annuities except Roth IRAs, to comply with IRS regulations, the retirement date generally must be:

•	for IRAs, by April 1 of the year following the calendar year when the annuitant reaches age 70 1/2; or

•	for all other qualified annuities, by April 1 of the year following the calendar year when the annuitant reaches age 70 1/2 or, if later, retires (except that 5% business owners may not select a retirement date that is later than April 1 of the year following the calendar year when they reach age 70 1/2).

If you satisfy your required minimum distributions in the form of partial withdrawals from this contract, annuity payouts can start as late as the annuitant’s 85th birthday or the tenth contract anniversary, if later, or a date that has been otherwise agreed to by us.

Contract owners of IRAs and TSAs may also be able to satisfy minimum distributions using other IRAs or TSAs, and in that case, may delay the annuity payout start date for this contract.

BENEFICIARY
We will pay to your named beneficiary the death benefit if it becomes payable before the retirement date while the contract is in force and before annuity payouts begin. If there is more than one beneficiary, we will pay each beneficiary’s designated share when we receive their completed claim. A beneficiary will bear the investment risk of the variable account until we receive the beneficiary’s completed claim. If there is no named beneficiary, the default provisions of your contract will apply. (See “Benefits in Case of Death” for more about beneficiaries.)

PURCHASE PAYMENTS
Purchase payment amounts and purchase payment timing may vary by state and be limited under the terms of your contract.

Minimum purchase payments
If paying by SIP:               $50 for additional payments.

If paying by any other method:  $100 for additional payments.

Maximum allowable purchase payments*
                                $1,000,000 for issue ages up to 85.
                                $100,000 for issue ages 86 to 90.

*	This limit applies in total to all RiverSource Life annuities you own. We reserve the right to waive or increase the maximum limit. For qualified annuities, the tax-deferred retirement plan’s or the Code’s limits on annual contributions also apply.

HOW TO MAKE PURCHASE PAYMENTS

 1 By letter

Send your check along with your name and contract number to:

RiverSource Life Insurance Company
829 Ameriprise Financial Center
Minneapolis, MN 55474

 2 By SIP

Contact your investment professional to complete the necessary SIP paperwork.

WELLS FARGO ADVANTAGE CHOICE VARIABLE ANNUITY — PROSPECTUS 21

LIMITATIONS ON USE OF CONTRACT
If mandated by applicable law, including, but not limited to, federal anti-money laundering laws, we may be required to reject a purchase payment. We may also be required to block an owner’s access to contract values or to satisfy other statutory obligations. Under these circumstances, we may refuse to implement requests for transfers, withdrawals or death benefits until instructions are received from the appropriate governmental authority or a court of competent jurisdiction.

Charges

CONTRACT ADMINISTRATIVE CHARGE
We charge this fee for establishing and maintaining your records. We deduct $40 from the contract value on your contract anniversary, or earlier if the contract is withdrawn. We prorate this charge among the subaccounts, the GPAs and the one-year fixed account in the same proportion your interest in each account bears to your total contract value. Some states limit the amount of any contract charge allocated to the GPAs and one-year fixed account.

We will waive this charge when your contract value is $100,000 or more on the current contract anniversary.

If you take a full withdrawal from your contract, we will deduct the charge at the time of withdrawal regardless of the contract value. We cannot increase the annual contract administrative charge and it does not apply after annuity payouts begin or when we pay death benefits.

VARIABLE ACCOUNT ADMINISTRATIVE CHARGE
We apply this charge daily to the subaccounts. It is reflected in the unit values of your subaccounts and it totals 0.15% of their average daily net assets on an annual basis. It covers certain administrative and operating expenses of the subaccounts such as accounting, legal and data processing fees and expenses involved in the preparation and distribution of reports and prospectuses. We cannot increase the variable account administrative charge.

MORTALITY AND EXPENSE RISK FEE
We charge these fees daily to the subaccounts. The unit values of your subaccounts reflect these fees. These fees cover the mortality and expense risk that we assume. These fees do not apply to the GPAs or the one-year fixed account. We cannot increase these fees. These fees are based on the contract you select (either Option L or Option C) and the death benefit that applies to your contract:

	Contract Option L	Contract Option C

ROP death benefit	1.25%	1.35%

MAV death benefit	1.35	1.45

EDB	1.55	1.65

Mortality risk arises because of our guarantee to pay a death benefit and our guarantee to make annuity payouts according to the terms of the contract, no matter how long a specific owner or annuitant lives and no matter how long our entire group of owners or annuitants live. If, as a group, owners or annuitants outlive the life expectancy we assumed in our actuarial tables, then we must take money from our general assets to meet our obligations. If, as a group, owners or annuitants do not live as long as expected, we could profit from the mortality risk fee. We deduct the mortality risk fee from the subaccounts during the annuity payout period even if the annuity payout plan does not involve a life contingency.

Expense risk arises because we cannot increase the contract administrative charge or the variable account administrative charge and these charges may not cover our expenses. We would have to make up any deficit from our general assets. We could profit from the expense risk fee if future expenses are less than expected.

The subaccounts pay us the mortality and expense risk fee they accrued as follows:

•	first, to the extent possible, the subaccounts pay this fee from any dividends distributed from the funds in which they invest;

•	then, if necessary, the funds redeem shares to cover any remaining fees payable.

We may use any profits we realize from the subaccounts’ payment to us of the mortality and expense risk fee for any proper corporate purpose, including, among others, payment of distribution (selling) expenses. We do not expect that the withdrawal charge will cover sales and distribution expenses.

WITHDRAWAL CHARGE
You select either contract Option L or Option C at the time of application. Option C contracts have no withdrawal charge schedule but they carry higher mortality and expense risk fees than Option L contracts.

If you select contract Option L and you withdraw all or part of your contract, you may be subject to a withdrawal charge. A withdrawal charge applies if you make a withdrawal in the first four contract years. You may withdraw amounts totaling up to

 22  WELLS FARGO ADVANTAGE CHOICE VARIABLE ANNUITY — PROSPECTUS

10% of your prior anniversary’s contract value free of charge during the first four years of your contract. (We consider your initial purchase payment to be the prior anniversary’s contract value during the first contract year.) We do not assess a withdrawal charge on this amount. The withdrawal charge percentages that apply to you are shown below and are stated in your contract. In addition, amounts withdrawn from a GPA more than 30 days before the end of the applicable Guarantee Period are generally subject to a MVA. (See “The Guarantee Period Accounts (GPAs) — Market Value Adjustment (MVA).”)

Contract year for	Withdrawal charge
Contract Option L	percentage

1-2	8%

3	7

4	6

5 and later	0

For a partial withdrawal that is subject to a withdrawal charge, the amount we actually deduct from your contract value will be the amount you request plus any applicable withdrawal charge. The withdrawal charge percentage is applied to this total amount. We pay you the amount you requested.

Example: Assume you requested a withdrawal of $1,000 and there is a withdrawal charge of 7%. The total amount we actually deduct from your contract is $1,075.27. We determine this amount as follows:

Amount requested 1.00 – withdrawal charge	or	$1,000 .93	=	$1,075.27

By applying the 7% withdrawal charge to $1,075.27, the withdrawal charge is $75.27. We pay you the $1,000 you requested. If you make a full withdrawal of your contract, we also will deduct the applicable contract administrative charge.

Withdrawal charge under Annuity Payout Plan E — Payouts for a specified period: If you are receiving variable annuity payments under this annuity payout plan, you can choose to take a withdrawal. The amount that you can withdraw is the present value of any remaining variable payouts. The discount rate we use in the calculation will be 5.17% for the assumed investment return of 3.5% and 6.67% for the assumed investment return of 5.0%. The withdrawal charge equals the present value of the remaining payouts using the assumed investment return minus the present value of the remaining payouts using the discount rate. (See “Charges — Withdrawal Charge” and “The Annuity Payout Period — Annuity Payout Plans.”)

Waiver of withdrawal charges
We do not assess withdrawal charges for:

•	withdrawals of amounts totaling up to 10% of your prior contract anniversary’s contract value;

•	required minimum distributions from a qualified annuity to the extent that they exceed the free amount. The amount on which withdrawal charges are waived can be no greater than the RMD amount calculated under your specific contract currently in force;

•	contracts settled using an annuity payout plan;

•	withdrawals made as a result of one of the “Contingent events” described below to the extent permitted by state law (see your contract for additional conditions and restrictions); and

•	death benefits.

Contingent events

•	Withdrawals you make if you or the annuitant are confined to a hospital or nursing home and have been for the prior 60 days. Your contract will include this provision when you and the annuitant are under age 76 at contract issue. You must provide proof satisfactory to us of the confinement as of the date you request the withdrawal.

•	To the extent permitted by state law, withdrawals you make if you or the annuitant are diagnosed in the second or later contract years as disabled with a medical condition that with reasonable medical certainty will result in death within 12 months or less from the date of the licensed physician’s statement. You must provide us with a licensed physician’s statement containing the terminal illness diagnosis and the date the terminal illness was initially diagnosed.

•	Withdrawals you make if you or the annuitant become disabled within the meaning of the Code Section 72(m)(7) after contract issue. The disabled person must also be receiving Social Security disability or state long term disability benefits. The disabled person must be age 70 or younger at the time of withdrawal. You must provide us with a signed letter from the disabled person stating that he or she meets the above criteria, a legible photocopy of Social Security disability or state long term disability benefit payments and the application for such payments.

Possible group reductions: In some cases we may incur lower sales and administrative expenses due to the size of the group, the average contribution and the use of group enrollment procedures. In such cases, we may be able to reduce or eliminate the contract administrative and withdrawal charges. However, we expect this to occur infrequently.

WELLS FARGO ADVANTAGE CHOICE VARIABLE ANNUITY — PROSPECTUS 23

FUND FEES AND EXPENSES
There are deductions from and expenses paid out of the assets of the funds that are described in the prospectuses for those funds. (See “Annual Operating Expenses of the Funds.”)

PREMIUM TAXES
Certain state and local governments impose premium taxes on us (up to 3.5%). These taxes depend upon your state of residence or the state in which the contract was issued. Currently, we deduct any applicable premium tax when annuity payouts begin, but we reserve the right to deduct this tax at other times such as when you make purchase payments or when you make a full withdrawal from your contract.

OPTIONAL DEATH BENEFIT CHARGES

BENEFIT PROTECTOR DEATH BENEFIT RIDER FEE
We charge a fee for the optional feature only if you select it. If selected, we deduct 0.25% of your contract value on your contract anniversary. We prorate this fee among the GPAs, the one-year fixed account and the subaccounts in the same proportion your interest in each account bears to your total contract value.

If the contract is terminated for any reason other than death or when annuity payouts begin, we will deduct the fee from the proceeds payable adjusted for the number of calendar days coverage was in place since we last deducted the fee. We cannot increase this annual fee after the rider effective date and it does not apply after annuity payouts begin or when we pay death benefits.

BENEFIT PROTECTOR PLUS DEATH BENEFIT RIDER FEE
We charge a fee for the optional feature only if you select it. If selected, we deduct 0.40% of your contract value on your contract anniversary. We prorate this fee among the GPAs, the one-year fixed account and the subaccounts in the same proportion your interest in each account bears to your total contract value.

If the contract is terminated for any reason other than death or when annuity payouts begin, we will deduct the fee from the proceeds payable adjusted for the number of calendar days coverage was in place since we last deducted the fee. We cannot increase this annual fee after the rider effective date and it does not apply after annuity payouts begin or when we pay death benefits.

OPTIONAL LIVING BENEFIT CHARGES

GUARANTEED MINIMUM INCOME BENEFIT RIDER (GMIB) FEE*
We deduct a charge (currently 0.70%) based on the GMIB benefit base for this optional feature only if you select it. If selected, we deduct the charge from the contract value on your contract anniversary at the end of each contract year. We prorate the GMIB charge among the subaccounts, the GPAs and the one-year fixed account in the same proportion your interest in each account bears to your total contract value.

If the contract is terminated for any reason or when annuity payouts begin, we will deduct the GMIB charge from the proceeds payable adjusted for the number of calendar days coverage was in place. We cannot increase the GMIB charge after the rider effective date and it does not apply after annuity payouts begin.

*	For applications signed prior to May 1, 2003, the following current annual rider charges apply: GMIB – 0.30%.

Valuing Your Investment

We value your accounts as follows:

GPAs AND ONE-YEAR FIXED ACCOUNT
We value the amounts you allocated to the GPAs and the one-year fixed account directly in dollars. The value of these accounts equals:

•	the sum of your purchase payments and transfer amounts allocated to the one-year fixed account and the GPAs (including any positive or negative MVA on amounts transferred from the GPAs to the one-year fixed account);

•	plus interest credited;

•	minus the sum of amounts withdrawn (including any applicable withdrawal charges for contract Option L) and amounts transferred out;

•	minus any prorated portion of the contract administrative charge; and

•	minus the prorated portion of the fee for any of the following optional benefits you have selected:

– Benefit Protector rider;

 24  WELLS FARGO ADVANTAGE CHOICE VARIABLE ANNUITY — PROSPECTUS

– Benefit Protector Plus rider; and/or

– Guaranteed Minimum Income Benefit rider.

SUBACCOUNTS
We convert amounts you allocated to the subaccounts into accumulation units. Each time you make a purchase payment or transfer amounts into one of the subaccounts, we credit a certain number of accumulation units to your contract for that subaccount. Conversely, we subtract a certain number of accumulation units from your contract each time you take a partial withdrawal, transfer amounts out of a subaccount, or we assess a contract administrative charge, a withdrawal charge or fee for any optional riders with annual charges (if applicable).

The accumulation units are the true measure of investment value in each subaccount during the accumulation period. They are related to, but not the same as, the net asset value of the fund in which the subaccount invests. The dollar value of each accumulation unit can rise or fall daily depending on the variable account expenses, performance of the fund and on certain fund expenses.

Here is how we calculate accumulation unit values:

Number of units: To calculate the number of accumulation units for a particular subaccount we divide your investment by the current accumulation unit value.

Accumulation unit value: The current accumulation unit value for each subaccount equals the last value times the subaccount’s current net investment factor.

We determine the net investment factor by:

•	adding the fund’s current net asset value per share, plus the per share amount of any accrued income or capital gain dividends to obtain a current adjusted net asset value per share; then

•	dividing that sum by the previous adjusted net asset value per share; and

•	subtracting the percentage factor representing the mortality and expense risk fee and the variable account administrative charge from the result.

Because the net asset value of the fund may fluctuate, the accumulation unit value may increase or decrease. You bear all the investment risk in a subaccount.

Factors that affect subaccount accumulation units: accumulation units may change in two ways — in number and in value.

The number of accumulation units you own may fluctuate due to:

•	additional purchase payments you allocate to the subaccounts;

•	transfers into or out of the subaccounts (including any positive or negative MVA on amounts transferred from the GPAs);

•	partial withdrawals;

•	withdrawal charges (for contract Option L);

and the deduction of a prorated portion of:

•	the contract administrative charge;

•	the fee for any of the following optional benefits you have selected:

– Benefit Protector rider

– Benefit Protector Plus rider

– Guaranteed Minimum Income Benefit rider

Accumulation unit values will fluctuate due to:

•	changes in fund net asset value;

•	fund dividends distributed to the subaccounts;

•	fund capital gains or losses;

•	fund operating expenses; and

•	mortality and expense risk fee and the variable account administrative charge.

Making the Most of Your Contract

AUTOMATED DOLLAR-COST AVERAGING
Currently, you can use automated transfers to take advantage of dollar-cost averaging (investing a fixed amount at regular intervals). For example, you might transfer a set amount monthly from a relatively conservative subaccount to a more

WELLS FARGO ADVANTAGE CHOICE VARIABLE ANNUITY — PROSPECTUS 25

aggressive one, or to several others, or from the one-year fixed account or the two-year GPA (without a MVA) to one or more subaccounts. The three to ten year GPAs are not available for automated transfers. You can also obtain the benefits of dollar-cost averaging by setting up regular automatic SIP payments or by establishing an Interest Sweep strategy. Interest Sweeps are a monthly transfer of the interest earned from either the one-year fixed account or the two-year GPA into the subaccounts of your choice. If you participate in an Interest Sweep strategy the interest you earn will be less than the annual interest rate we apply because there will be no compounding. There is no charge for dollar-cost averaging.

This systematic approach can help you benefit from fluctuations in accumulation unit values caused by fluctuations in the market values of the funds. Since you invest the same amount each period, you automatically acquire more units when the market value falls and fewer units when it rises. The potential effect is to lower your average cost per unit.

How dollar-cost averaging works

					Number
			Amount	Accumulation	of units
By investing an equal number of dollars each month ...		Month	invested	unit value	purchased

		Jan	$100	$20	5.00

		Feb	100	18	5.56

you automatically buy		Mar	100	17	5.88

more units when the	è	Apr	100	15	6.67

per unit market price is low...		May	100	16	6.25

		Jun	100	18	5.56

		Jul	100	17	5.88

and fewer units		Aug	100	19	5.26

when the per unit	è	Sept	100	21	4.76

market price is high.		Oct	100	20	5.00

You paid an average price of $17.91 per unit over the 10 months, while the average market price actually was $18.10.

Dollar-cost averaging does not guarantee that any subaccount will gain in value nor will it protect against a decline in value if market prices fall. Because dollar-cost averaging involves continuous investing, your success will depend upon your willingness to continue to invest regularly through periods of low price levels. Dollar-cost averaging can be an effective way to help meet your long-term goals. For specific features contact your investment professional.

SPECIAL DOLLAR-COST AVERAGING (SPECIAL DCA) PROGRAM FOR CONTRACT OPTION L ONLY
If you select contract Option L and your net contract value(1) is at least $10,000, you can choose to participate in the Special DCA program. There is no charge for the Special DCA program. Under the Special DCA program, you can allocate a new purchase payment to a six-month or twelve-month Special DCA account.

(1)	“Net contract value” equals your current contract value plus any new purchase payment. If this is a new contract funded by purchase payments from multiple sources, we determine your net contract value based on the purchase payments, withdrawal requests and exchange requests submitted with your application.

You may only allocate a new purchase payment of at least $1,000 to a Special DCA account. You cannot transfer existing contract values into a Special DCA account. Each Special DCA account lasts for either six or twelve months (depending on the time period you select) from the time we receive your first purchase payment. We make monthly transfers of your total Special DCA account value into the GPAs, one-year fixed account and/or subaccounts you select over the time period you select (either six or twelve months). If you elect to transfer into a GPA, you must meet the $1,000 minimum required investment limitation for each transfer.

We reserve the right to credit a lower interest rate to each Special DCA account if you select the GPAs or the one-year fixed account as part of your Special DCA transfers. We will change the interest rate on each Special DCA account from time to time at our discretion. From time to time, we may credit interest to the DCA account at promotional rates that are higher than those we credit to the one-year fixed account. We base these rates on competition and on the interest rate we are crediting to the one-year fixed account at the time of the change. Once we credit interest to a particular purchase payment that rate does not change even if we change the rate we credit on new purchase payments or if your net contract value changes.

We credit each Special DCA account with current guaranteed annual rate that is in effect on the date we receive your purchase payment. However, we credit this annual rate over the six or twelve-month period on the balance remaining in your Special DCA account. Therefore, the net effective interest rate you receive is less than the stated annual rate. We do not credit this interest after we transfer the value out of the Special DCA account into the accounts you selected.

 26  WELLS FARGO ADVANTAGE CHOICE VARIABLE ANNUITY — PROSPECTUS

If you make additional purchase payments while a Special DCA account term is in progress, the amounts you allocate to an existing Special DCA account will be transferred out of the Special DCA account over the remainder of the term. However, you may establish another new Special DCA account and allocate new purchase payments to it when we change the interest rates we offer on these accounts. If you are funding a Special DCA account from multiple sources, we apply each purchase payment to the account and credit interest on that purchase payment on the date we receive it. This means that all purchase payments may not be in the Special DCA account at the beginning of the six or twelve-month period. Therefore, you may receive less total interest than you would have if all your purchase payments were in the Special DCA account from the beginning. If we receive any of your multiple payments after the six or twelve-month period ends, you can either allocate those payments to a new Special DCA account (if available) or to any other accounts available under your contract.

You cannot participate in the Special DCA program if you are making payments under a Systematic Investment Plan. You may simultaneously participate in the Special DCA program and the asset-rebalancing program as long as your subaccount allocation is the same under both programs. If you elect to change your subaccount allocation under one program, we automatically will change it under the other program so they match. If you participate in more than one Special DCA account, the asset allocation for each account may be different as long as you are not also participating in the asset-rebalancing program.

You may terminate your participation in the Special DCA program at any time. If you do, we will not credit the current guaranteed annual interest rate on any remaining Special DCA account balance. We will transfer the remaining balance from your Special DCA account to the other accounts you selected for your DCA transfers or we will allocate it in any manner you specify. Similarly, if we cannot accept any additional purchase payments into the Special DCA program, we will allocate the purchase payments to the other accounts you selected for your DCA transfers or in any other manner you specify.

We can modify the terms or discontinue the Special DCA program at any time. Any modifications will not affect any purchase payments that are already in a Special DCA account. For more information on the Special DCA program, contact your investment professional.

The Special DCA program does not guarantee that any subaccount will gain in value nor will it protect against a decline in value if market prices fall. Because dollar-cost averaging involves continuous investing, your success will depend upon you willingness to continue to invest regularly through periods of low price levels. Dollar-cost averaging can be an effective way to help meet your long-term goals.

ASSET REBALANCING
You can ask us in writing to automatically rebalance the subaccount portion of your contract value either quarterly, semiannually, or annually. The period you select will start to run on the date we record your request. On the first valuation date of each of these periods, we automatically will rebalance your contract value so that the value in each subaccount matches your current subaccount percentage allocations. These percentage allocations must be in whole numbers. Asset rebalancing does not apply to the GPAs or the one-year fixed account. There is no charge for asset rebalancing. The contract value must be at least $2,000.

You can change your percentage allocations or your rebalancing period at any time by contacting us in writing. If you are also participating in the Special DCA program and you change your subaccount asset allocation for the asset rebalancing program, we will change your subaccount asset allocation under the Special DCA program to match. We will restart the rebalancing period you selected as of the date we record your change. You also can ask us in writing to stop rebalancing your contract value. You must allow 30 days for us to change any instructions that currently are in place. For more information on asset rebalancing, contact your investment professional.

TRANSFERRING AMONG ACCOUNTS
You may transfer contract value from any one subaccount, GPAs or the one-year fixed account, to another subaccount before annuity payouts begin. Certain restrictions apply to transfers involving the GPAs and the one-year fixed account.

The date your request to transfer will be processed depends on when we receive it:

•	If we receive your transfer request at our corporate office in good order before the close of business, we will process your transfer using the accumulation unit value we calculate on the valuation date we received your transfer request.

•	If we receive your transfer request at our corporate office in good order at or after the close of business, we will process your transfer using the accumulation unit value we calculate on the next valuation date after we received your transfer request.

There is no charge for transfers. Before making a transfer, you should consider the risks involved in changing investments. Transfers out of the GPAs will be subject to an MVA if done more than 30 days before the end of the guarantee period unless

WELLS FARGO ADVANTAGE CHOICE VARIABLE ANNUITY — PROSPECTUS 27

the transfer is an automated transfer from the two-year GPA as part of a dollar-cost averaging program or an Interest Sweep strategy.

We may suspend or modify transfer privileges at any time.

For information on transfers after annuity payouts begin, see “Transfer policies” below.

Transfer policies

•	Before annuity payouts begin, you may transfer contract values between the subaccounts, or from the subaccounts to the GPAs and the one-year fixed account at any time. However, if you made a transfer from the one-year fixed account to the subaccounts or the GPAs, you may not make a transfer from any subaccount or GPA back to the one-year fixed account for six months following that transfer. We reserve the right to further limit transfers to the GPAs and one-year fixed account if the interest rate we are then currently crediting to the one-year fixed account is equal to the minimum interest rate stated in the contract.

•	For Contract Option L, it is our general policy to allow you to transfer contract values from the one-year fixed account to the subaccounts or the GPAs once a year on or within 30 days before or after the contract anniversary (except for automated transfers, which can be set up at any time for certain transfer periods subject to certain minimums). Transfers from the one-year fixed account are not subject to a MVA. For contracts issued before June 16, 2003, we have removed this restriction, and you may transfer contract values from the one-year fixed account to the subaccounts at any time. We will inform you at least 30 days in advance of the day we intend to reimpose this restriction. For contracts with applications signed on or after June 16, 2003, the amount of contract value transferred to the GPAs and the one-year fixed account cannot result in the value of the GPAs and the one-year fixed account in total being greater than 30% of the contract value. The time limitations on transfers from the GPAs and one-year fixed account will be enforced, and transfers out of the GPAs and one-year fixed account are limited to 30% of the GPA and one-year fixed account values at the beginning of the contract year or $10,000, whichever is greater. Because of this limitation, it may take you several years to transfer all your contract value from the one-year fixed account. You should carefully consider whether the one-year fixed account meets your investment criteria before you invest.

•	For Contract Option C applications dated on or after May 1, 2003, one-year fixed account and GPAs are not available in most states.

•	For Contract Option C applications dated prior to May 1, 2003, one-year fixed account and GPAs are not restricted in most states and our transfer policies stated above are applicable.

•	You may transfer contract values from a GPA any time after 60 days of transfer or payment allocation to the account. Transfers made more than 30 days before the end of the Guarantee Period will receive a MVA*, which may result in a gain or loss of contract value.

•	If we receive your request on or within 30 days before or after the contract anniversary date, the transfer from the one-year fixed account to the GPAs will be effective on the valuation date we receive it.

•	If you select a variable payout, once annuity payouts begin, you may make transfers once per contract year among the subaccounts and we reserve the right to limit the number of subaccounts in which you may invest.

•	Once annuity payouts begin, you may not make any transfers to the GPAs.

*	Unless the transfer is an automated transfer from the two-year GPA as part of a dollar-cost averaging program or an Interest Sweep strategy.

Market Timing
Market timing can reduce the value of your investment in the contract. If market timing causes the returns of an underlying fund to suffer, contract value you have allocated to a subaccount that invests in that underlying fund will be lower too. Market timing can cause you, any joint owner of the contract and your beneficiary(ies) under the contract a financial loss.

Funds available as investment options under the contract that invest in securities that trade in overseas securities markets may be at greater risk of loss from market timing, as market timers may seek to take advantage of changes in the values of securities between the close of overseas markets and the close of U.S. markets. Also, the risks of market timing may be greater for underlying funds that invest in securities such as small cap stocks, high yield bonds, or municipal securities, that may be traded infrequently.

We seek to prevent market timing. Market timing is frequent or short-term trading activity. We do not accommodate short-term trading activities. Do not buy a contract if you wish to use short-term trading strategies to manage your investment. The market timing policies and procedures described below apply to transfers among the subaccounts within the contract. The underlying funds in which the subaccounts invest have their own market timing policies and procedures. The market timing policies of the underlying funds may be more restrictive than the market timing policies

 28  WELLS FARGO ADVANTAGE CHOICE VARIABLE ANNUITY — PROSPECTUS

and procedures we apply to transfers among the subaccounts of the contract, and may include redemption fees. We reserve the right to modify our market timing policies and procedures at any time without prior notice to you.

Market timing may hurt the performance of an underlying fund in which a subaccount invests in several ways, including but not necessarily limited to:

•	diluting the value of an investment in an underlying fund in which a subaccount invests;

•	increasing the transaction costs and expenses of an underlying fund in which a subaccount invests; and,

•	preventing the investment adviser(s) of an underlying fund in which a subaccount invests from fully investing the assets of the fund in accordance with the fund’s investment objectives.

In order to help protect you and the underlying funds from the potentially harmful effects of market timing activity, we apply the following market timing policy to discourage frequent transfers of contract value among the subaccounts of the variable account:

We try to distinguish market timing from transfers that we believe are not harmful, such as periodic rebalancing for purposes of an asset allocation, dollar-cost averaging and asset rebalancing program that may be described in this prospectus. There is no set number of transfers that constitutes market timing. Even one transfer in related accounts may be market timing. We seek to restrict the transfer privileges of a contract owner who makes more than three subaccount transfers in any 90 day period. We also reserve the right to refuse any transfer request, if, in our sole judgment, the dollar amount of the transfer request would adversely affect unit values.

If we determine, in our sole judgment, that your transfer activity constitutes market timing, we may modify, restrict or suspend your transfer privileges to the extent permitted by applicable law, which may vary based on the state law that applies to your contract and the terms of your contract. These restrictions or modifications may include, but not be limited to:

•	requiring transfer requests to be submitted only by first-class U.S. mail;

•	not accepting hand-delivered transfer requests or requests made by overnight mail;

•	not accepting telephone or electronic transfer requests;

•	requiring a minimum time period between each transfer;

•	not accepting transfer requests of an agent acting under power of attorney;

•	limiting the dollar amount that you may transfer at any one time;

•	suspending the transfer privilege; or

•	modifying instructions under an automated transfer program to exclude a restricted fund if you do not provide new instructions.

Subject to applicable state law and the terms of each contract, we will apply the policy described above to all contract owners uniformly in all cases. We will notify you in writing after we impose any modification, restriction or suspension of your transfer rights.

We cannot guarantee that we will be able to identify and restrict all market timing activity. Because we exercise discretion in applying the restrictions described above, we cannot guarantee that we will be able to restrict all market timing activity. In addition, state law and the terms of some contracts may prevent us from stopping certain market timing activity. Market timing activity that we are unable to identify and/or restrict may impact the performance of the underlying funds and may result in lower contract values.

In addition to the market timing policy described above, which applies to transfers among the subaccounts within your contract, you should carefully review the market timing policies and procedures of the underlying funds. The market timing policies and procedures of the underlying funds may be materially different than those we impose on transfers among the subaccounts within your contract and may include mandatory redemption fees as well as other measures to discourage frequent transfers. As an intermediary for the underlying funds, we are required to assist them in applying their market timing policies and procedures to transactions involving the purchase and exchange of fund shares. This assistance may include, but not be limited to, providing the underlying fund upon request with your Social Security Number, Taxpayer Identification Number or other United States government-issued identifier, and the details of your contract transactions involving the underlying fund. An underlying fund, in its sole discretion, may instruct us at any time to prohibit you from making further transfers of contract value to or from the underlying fund, and we must follow this instruction. We reserve the right to administer and collect on behalf of an underlying fund any redemption fee imposed by an underlying fund. Market timing policies and procedures adopted by underlying funds may affect your investment in the contract in several ways, including but not limited to:

•	Each fund may restrict or refuse trading activity that the fund determines, in its sole discretion, represents market timing.

WELLS FARGO ADVANTAGE CHOICE VARIABLE ANNUITY — PROSPECTUS 29

•	Even if we determine that your transfer activity does not constitute market timing under the market timing policies described above which we apply to transfers you make under the contract, it is possible that the underlying fund’s market timing policies and procedures, including instructions we receive from a fund may require us to reject your transfer request. For example, while we disregard transfers permitted under any asset allocation, dollar-cost averaging and asset rebalancing programs that may be described in this prospectus, we cannot guarantee that an underlying fund’s market timing policies and procedures will do so. Orders we place to purchase fund shares for the variable account are subject to acceptance by the fund. We reserve the right to reject without prior notice to you any transfer request if the fund does not accept our order.

•	Each underlying fund is responsible for its own market timing policies, and we cannot guarantee that we will be able to implement specific market timing policies and procedures that a fund has adopted. As a result, a fund’s returns might be adversely affected, and a fund might terminate our right to offer its shares through the variable account.

•	Funds that are available as investment options under the contract may also be offered to other intermediaries who are eligible to purchase and hold shares of the fund, including without limitation, separate accounts of other insurance companies and certain retirement plans. Even if we are able to implement a fund’s market timing policies, we cannot guarantee that other intermediaries purchasing that same fund’s shares will do so, and the returns of that fund could be adversely affected as a result.

For more information about the market timing policies and procedures of an underlying fund, the risks that market timing pose to that fund, and to determine whether an underlying fund has adopted a redemption fee, see that fund’s prospectus.

HOW TO REQUEST A TRANSFER OR WITHDRAWAL

 1 By letter

Send your name, contract number, Social Security Number or Taxpayer Identification Number* and signed request for a transfer or withdrawal to our corporate office:

RiverSource Life Insurance Company
829 Ameriprise Financial Center
Minneapolis, MN 55474

Minimum amount
Transfers or withdrawals:  $500 or entire account balance

Maximum amount
Transfers or withdrawals:  Contract value or entire account balance

*	Failure to provide a Social Security Number or Taxpayer Identification Number may result in mandatory tax withholding on the taxable portion of the distribution.

 2  By automated transfers and automated partial withdrawals

Your investment professional can help you set up automated transfers or partial withdrawals among your GPAs, one-year fixed account or the subaccounts.

You can start or stop this service by written request or other method acceptable to us.

You must allow 30 days for us to change any instructions that are currently in place.

•	Automated transfers from the one-year fixed account to any one of the subaccounts may not exceed an amount that, if continued, would deplete the one-year fixed account within 12 months. For contracts issued before June 16, 2003, we have removed this restriction, and you may transfer contract values from the one-year fixed account to the subaccounts at any time. We will inform you at least 30 days in advance of the day we intend to reimpose this restriction.

For contracts with applications signed on or after June 16, 2003, the time limitations on transfers from the one-year fixed account will be enforced, and transfers out of the one-year fixed account are limited to 30% of the one-year fixed account values at the beginning of the contract year or $10,000, whichever is greater.

•	Automated withdrawals may be restricted by applicable law under some contracts.

•	You may not make additional purchase payments if automated partial withdrawals are in effect.

•	Automated partial withdrawals may result in income taxes and penalties on all or part of the amount withdrawn.

Minimum amount
Transfers or withdrawals:  $100 monthly
                           $250 quarterly, semiannually or annually

 30  WELLS FARGO ADVANTAGE CHOICE VARIABLE ANNUITY — PROSPECTUS

 3 By phone

Call:
1-800-333-3437

Minimum amount
Transfers or withdrawals:  $500 or entire account balance

Maximum amount
Transfers:                           Contract value or entire account balance
Withdrawals:                      $25,000

We answer telephone requests promptly, but you may experience delays when the call volume is unusually high. If you are unable to get through, use the mail procedure as an alternative.

We will honor any telephone transfer or withdrawal requests that we believe are authentic and we will use reasonable procedures to confirm that they are. This includes asking identifying questions and recording calls. We will not allow a telephone withdrawal within 30 days of a phoned-in address change. As long as we follow the procedures, we (and our affiliates) will not be liable for any loss resulting from fraudulent requests.

Telephone transfers and withdrawals are automatically available. You may request that telephone transfers and withdrawals not be authorized from your account by writing to us.

Withdrawals

You may withdraw all or part of your contract at any time before annuity payouts begin by sending us a written request or calling us. If we receive your withdrawal request at our corporate office in good order before the close of business, we will process your withdrawal using the accumulation unit value we calculate on the valuation date we received your withdrawal request. If we receive your withdrawal request at our corporate office at or after the close of business, we will process your withdrawal using the accumulation unit value we calculate on the next valuation date after we received your withdrawal request. We may ask you to return the contract. You may have to pay withdrawal charges if you selected contract Option L, a contract administrative charge or any applicable optional rider charges (see “Charges”). Additionally, federal income taxes and penalties may apply. State and local income taxes may also apply (see “Taxes”). You cannot make withdrawals after annuity payouts begin except under Plan E (see “The Annuity Payout Period — Annuity Payout Plans”).

Any partial withdrawals you take under the contract will reduce your contract value. As a result, the value of your death benefit or any optional benefits you have elected will also be reduced (see “Optional Benefits”). In addition, withdrawals you are required to take to satisfy RMDs under the Code may reduce the value of certain death benefits and optional benefits (see “Taxes — Qualified Annuities — Required Minimum Distributions”).

WITHDRAWAL POLICIES
If you have a balance in more than one account and you request a partial withdrawal, we will automatically withdraw from all your subaccounts, GPAs and/or the one-year fixed account in the same proportion as your value in each account correlates to your total contract value, unless requested otherwise. After executing a partial withdrawal, the value in the one-year fixed account and each GPA and subaccount must be either zero or at least $50.

RECEIVING PAYMENT
By regular or express mail:

•	payable to owner;

•	mailed to address of record.

NOTE: We will charge you a fee if you request express mail delivery.

Normally, we will send the payment within seven days after receiving your request in good order. However, we may postpone the payment if:

–	the withdrawal amount includes a purchase payment check that has not cleared;

–	the NYSE is closed, except for normal holiday and weekend closings;

–	trading on the NYSE is restricted, according to SEC rules;

–	an emergency, as defined by SEC rules, makes it impractical to sell securities or value the net assets of the accounts; or

–	the SEC permits us to delay payment for the protection of security holders.

WELLS FARGO ADVANTAGE CHOICE VARIABLE ANNUITY — PROSPECTUS 31

TSA — Special Provisions

PARTICIPANTS IN TAX-SHELTERED ANNUITIES
If the contract is intended to be used in connection with an employer sponsored 403(b) plan, additional rules relating to this contract can be found in the annuity endorsement for tax sheltered 403(b) annuities. Unless we have made special arrangements with your employer, the contract is not intended for use in connection with an employer sponsored 403(b) plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). In the event that the employer either by affirmative election or inadvertent action causes contributions under a plan that is subject to ERISA to be made to this contract, we will not be responsible for any obligations and requirements under ERISA and the regulations thereunder, unless we have prior written agreement with the employer. You should consult with your employer to determine whether your 403(b) plan is subject to ERISA.

In the event we have a written agreement with your employer to administer the plan pursuant to ERISA, special rules apply as set forth in the TSA endorsement.

The employer must comply with certain nondiscrimination requirements for certain types of contributions under a TSA contract to be excluded from taxable income. You should consult your employer to determine whether the nondiscrimination rules apply to you.

The Code imposes certain restrictions on your right to receive early distributions from a TSA:

•	Distributions attributable to salary reduction contributions (plus earnings) made after Dec. 31, 1988, or to transfers or rollovers from other contracts, may be made from the TSA only if:

–	you are at least age 59 1/2;

–	you are disabled as defined in the Code;

–	you severed employment with the employer who purchased the contract;

–	the distribution is because of your death;

–	the distribution is due to plan termination; or

–	you are a military reservist.

•	If you encounter a financial hardship (as provided by the Code), you may be eligible to receive a distribution of all contract values attributable to salary reduction contributions made after Dec. 31, 1988, but not the earnings on them.

•	Even though a distribution may be permitted under the above rules, it may be subject to IRS taxes and penalties (see “Taxes”)

•	The above restrictions on distributions do not affect the availability of the amount credited to the contract as of Dec. 31, 1988. The restrictions also do not apply to transfers or exchanges of contract value within the contract, or to another registered variable annuity contract or investment vehicle available through the employer.

Changing Ownership

You may change ownership of your nonqualified annuity at any time by completing a change of ownership form we approve and sending it to our corporate office. The change will become binding on us when we receive and record it. We will honor any change of ownership request received in good order that we believe is authentic and we will use reasonable procedures to confirm authenticity. If we follow these procedures, we will not take any responsibility for the validity of the change.

If you have a nonqualified annuity, you may incur income tax liability by transferring, assigning or pledging any part of it. (See “Taxes.”)

If you have a qualified annuity, you may not sell, assign, transfer, discount or pledge your contract as collateral for a loan, or as security for the performance of an obligation or for any other purpose except as required or permitted by the Code. However, if the owner is a trust or custodian, or an employer acting in a similar capacity, ownership of the contract may be transferred to the annuitant.

Please consider carefully whether or not you wish to change ownership of your annuity contract. If you elected any optional contract features or riders, the new owner and annuitant will be subject to all limitations and/or restrictions of those features or riders just as if they were purchasing a new contract. If you have a GMIB and/or Benefit Protector Plus Death Benefit rider, the rider will terminate upon transfer of ownership of your annuity contract. Continuance of the Benefit Protector rider is optional. (see “Optional Benefits”).

 32  WELLS FARGO ADVANTAGE CHOICE VARIABLE ANNUITY — PROSPECTUS

Benefits in Case of Death

There are three death benefit options under your contract:

•	Return of Purchase Payment (ROP) death benefit;

•	Maximum Anniversary Value (MAV) death benefit; and

•	Enhanced Death Benefit Rider (EDB).

If it is available in your state and if both you and the annuitant are 79 or younger at contract issue, you can elect any one of the above death benefits. If either you or the annuitant are 80 or older at contract issue, the ROP death benefit will apply. If you select the GMIB you must elect the EDB. Once you elect a death benefit, you cannot change it. We show the option that applies in your contract on your contract’s data page. The combination of the contract and death benefit option you select determines the mortality and expense risk fee that is assessed against the subaccounts. (See “Charges — Mortality and Expense Risk Fee.”)

Under all options, we will pay the death benefit to your beneficiary upon the earlier of your death or the annuitant’s death if you die before the retirement start date while this contract is in force. We will base the benefit paid on the death benefit coverage you chose when you purchased the contract. If a contract has more than one person as the owner, we will pay benefits upon the first to die of any owner or the annuitant.

RETURN OF PURCHASE PAYMENTS DEATH BENEFIT (ROP)

The ROP is intended to help protect your beneficiaries financially in that they will never receive less than your purchase payments adjusted for withdrawals. If you or the annuitant die before annuity payouts begin while this contract is in force, we will pay the beneficiary the greater of these two values, minus any applicable rider charges:

1.	contract value; or

2.	total purchase payments applied to the contract minus adjusted partial withdrawals.

Adjusted partial withdrawals for the ROP or MAV death benefit	=	PW × DB CV

PW = the amount by which the contract value is reduced as a result of the partial withdrawal.

DB = the death benefit on the date of (but prior to) the partial withdrawal.

CV = contract value on the date of (but prior to) the partial withdrawal.

Example

•	You purchase the contract with a payment of $20,000.

•	On the first contract anniversary you make an additional purchase payment of $5,000.

•	During the second contract year the contract value falls to $22,000 and you take a $1,500 partial withdrawal.

•	During the third contract year the contract value grows to $23,000.

We calculate the ROP death benefit as follows:
Contract value at death:	$23,000.00

Purchase payments minus adjusted partial withdrawals:
Total purchase payments:	$25,000.00
minus adjusted partial withdrawals calculated as:

$1,500 × $25,000 $22,000 =	–1,704.55

for a death benefit of:	$23,295.45

ROP death benefit, calculated as the greatest of these two values:	$23,295.45

MAXIMUM ANNIVERSARY VALUE DEATH BENEFIT (MAV)

The MAV death benefit is intended to help protect your beneficiaries financially while your investments have the opportunity to grow. The MAV death benefit does not provide any additional benefit before the first contract anniversary and it may not be appropriate for issue ages 75 to 79 because the benefit values may be limited after age 81. Be sure to discuss with your investment professional whether or not the MAV death benefit is appropriate for your situation.

WELLS FARGO ADVANTAGE CHOICE VARIABLE ANNUITY — PROSPECTUS 33

If it is available in your state and if both you and the annuitant are age 79 or younger at contract issue, you may choose to add the MAV death benefit to your contract at the time of purchase. Once you select the MAV death benefit you may not cancel it.

The MAV death benefit provides that if you or the annuitant die before annuity payouts begin while this contract is in force, we will pay the beneficiary the greatest of these three values, minus any applicable rider charges:

1.	contract value;

2.	total purchase payments applied to the contract minus adjusted partial withdrawals; or

3.	the maximum anniversary value on the anniversary immediately preceding the date of death plus any payments since that anniversary minus adjusted partial withdrawals since that anniversary.

Maximum anniversary value (MAV): MAV is a value that we calculate on each contract anniversary through age 80. There is no MAV prior to the first contract anniversary. On the first contract anniversary we set the MAV equal to the greater of: (a) your current contract value, or (b) total purchase payments minus adjusted partial withdrawals. Every contract anniversary after that, through age 80, we compare the previous anniversary’s MAV (plus any purchase payments since that anniversary minus adjusted partial withdrawals since that anniversary) to the current contract value and we reset the MAV to the higher value. We stop resetting the MAV after you or the annuitant reach age 81. However, we continue to add subsequent purchase payments and subtract adjusted partial withdrawals from the MAV.

Example

•	You purchase the contract with a payment of $20,000.

•	On the first contract anniversary the contract value grows to $29,000.

•	During the second contract year the contract value falls to $22,000, at which point you take a $1,500 partial withdrawal, leaving a contract value of $20,500.

We calculate the MAV death benefit as follows:
Contract value at death:	$20,500.00

Purchase payments minus adjusted partial withdrawals:
Total purchase payments	$20,000.00
minus adjusted partial withdrawals, calculated as:

$1,500 × $20,000 $22,000 =	−1,363.64

for a ROP death benefit of:	$18,636.36

The MAV on the anniversary immediately preceding the date of death plus any purchase payments made since that anniversary minus adjusted partial withdrawals made since that anniversary:
The MAV on the immediately preceding anniversary:	$29,000.00
plus purchase payments made since that anniversary:	+0.00
minus adjusted partial withdrawals made since that anniversary, calculated as:

$1,500 × $29,000 $22,000 =	–1,977.27

for a MAV death benefit of:	$27,022.73

The MAV death benefit, calculated as the greatest of these three values, which is the MAV:	$27,022.73

ENHANCED DEATH BENEFIT RIDER (EDB)

The EDB is intended to help protect your beneficiaries financially while your investments have the opportunity to grow. The EDB does not provide any additional benefit before the first contract anniversary and it may not be appropriate for issue ages 75 to 79 because the benefit values may be limited after age 81. Be sure to discuss with your investment professional whether or not the EDB is appropriate for your situation.

If it is available in your state and both you and the annuitant are 79 or younger at contract issue, you may choose to add the EDB to your contract at the time you purchase your contract. If you select the GMIB you must select the EDB.

 34  WELLS FARGO ADVANTAGE CHOICE VARIABLE ANNUITY — PROSPECTUS

The EDB provides that if you or the annuitant die before annuity payouts begin while this contract is in force, we will pay the beneficiary the greatest of these four values, minus any applicable rider charges:

1.	contract value;

2.	total purchase payments applied to the contract minus adjusted partial withdrawals;

3.	the maximum anniversary value on the anniversary immediately preceding the date of death plus any payments since that anniversary minus adjusted partial withdrawals since that anniversary; or

4. the 5% rising floor.

5% rising floor: This is the sum of the value of your GPAs, the one-year fixed account and the variable account floor. There is no variable account floor prior to the first contract anniversary. On the first contract anniversary, we establish the variable account floor as:

•	the amounts allocated to the subaccounts at issue increased by 5%,

•	plus any subsequent amounts allocated to the subaccounts,

•	minus adjusted transfers and partial withdrawals from the subaccounts.

Thereafter, we continue to add subsequent purchase payments allocated to the subaccounts and subtract adjusted transfers and partial withdrawals from the subaccounts. On each contract anniversary after the first, through age 80, we add an amount to the variable account floor equal to 5% of the prior anniversary’s variable account floor. We stop adding this amount after you or the annuitant reach age 81.

5% rising floor adjusted transfers or partial withdrawals	=	PWT × VAF SV

PWT	=	the amount by which the contract value in the subaccounts is reduced as a result of the partial withdrawal or transfer from the subaccounts.
VAF	=	variable account floor on the date of (but prior to) the transfer or partial withdrawal.
SV	=	value of the subaccounts on the date of (but prior to) the transfer or partial withdrawal.

Example

•	You purchase the contract with a payment of $25,000 with $5,000 allocated to the one-year fixed account and $20,000 allocated to the subaccounts.

•	On the first contract anniversary, the one-year fixed account value is $5,200 and the subaccount value is $17,000. Total contract value is $23,200.

•	During the second contract year the one-year fixed account value is $5,300 and the subaccount value is $19,000. Total contract value is $24,300. You take a $1,500 partial withdrawal all from the subaccounts, leaving the contract value at $22,800.

The death benefit is calculated as follows:
Contract value at death:	$22,800.00

Purchase payments minus adjusted partial withdrawals:
Total purchase payments:	$25,000.00
minus adjusted partial withdrawals, calculated as:

$1,500 × $25,000 $24,300 =	–1,543.21

for a ROP death benefit of:	$23,456.79

The MAV on the anniversary immediately preceding the date of death plus any purchase payments made since that anniversary minus adjusted partial withdrawals made since that anniversary:
The MAV on the immediately preceding anniversary:	$25,000.00
plus purchase payments made since that anniversary:	+0.00
minus adjusted partial withdrawals made since that anniversary, calculated as:

$1,500 × $25,000 $24,300 =	–1,543.21
for a MAV death benefit of:	$23,456.79

WELLS FARGO ADVANTAGE CHOICE VARIABLE ANNUITY — PROSPECTUS 35

The 5% rising floor:
The variable account floor on the first contract anniversary is, calculated as: 1.05 × $20,000 =		$21,000.00
plus amounts allocated to the subaccounts since that anniversary:		+0.00
minus the 5% rising floor adjusted partial withdrawal from the subaccounts, calculated as:

$1,500 × $21,000 $19,000 =	–$	1,657.89
variable account floor benefit:		$19,342.11
plus the one-year fixed account value:		+5,300.00

5% rising floor (value of the GPAs, one-year fixed account and the variable account floor):		$24,642.11

EDB, calculated as the greatest of these three values, which is the 5% rising floor:	$24,642.11

IF YOU DIE BEFORE YOUR RETIREMENT DATE
When paying the beneficiary, we will process the death claim on the valuation date our death claim requirements are fulfilled. We will determine the contract’s value using the accumulation unit value we calculate on that valuation date. We pay interest, if any, at a rate no less than required by law. If requested, we will mail payment to the beneficiary within seven days after our death claim requirements are fulfilled.

Nonqualified annuities
If your spouse is sole beneficiary and you die before the retirement date, your spouse may keep the contract as owner with the contract value equal to the death benefit that would otherwise have been paid. To do this your spouse must give us written instructions to continue the contract as owner. There will be no withdrawal charges on contract Option L from that point forward. If you elected any optional contract features or riders, your spouse and the new annuitant (if applicable) will be subject to all limitations and/or restrictions of those features or riders just as if they were purchasing a new contract. The GMIB rider and Benefit Protector Plus rider, if selected, will terminate. Continuance of the Benefit Protector rider is optional. (See “Optional Benefits.”)

If your beneficiary is not your spouse, we will pay the beneficiary in a single sum unless you give us other written instructions. Generally, we must fully distribute the death benefit within five years of your death. However, the beneficiary may receive payouts under any annuity payout plan available under this contract if:

•	the beneficiary asks us in writing within 60 days after the day on which all documents have been received that prove your death has occurred; and

•	payouts begin no later than one year after your death, or other date as permitted by the Code; and

•	the payout period does not extend beyond the beneficiary’s life or life expectancy.

Qualified annuities

•	Spouse beneficiary: If you have not elected an annuity payout plan, and if your spouse is the sole beneficiary, your spouse may either elect to treat the contract as his/her own, so long as he or she is eligible to do so, or elect an annuity payout plan or another plan agreed to by us. If your spouse elects a payout option, the payouts must begin no later than the year in which you would have reached age 70 1/2. If you attained age 70 1/2 at the time of death, payouts must begin no later than Dec. 31 of the year following the year of your death.

Your spouse may elect to assume ownership of the contract at any time before annuity payouts begin. If your spouse elects to assume ownership of the contract, the contract value will be equal to the death benefit that would otherwise have been paid. There will be no withdrawal charges on contract Option L from that point forward. If you elected any optional contract features or riders, your spouse and the new annuitant (if applicable) will be subject to all limitations and/or restrictions of those features or riders just as if they were purchasing a new contract. The GMIB rider and the Benefit Protector Plus riders, if selected, will terminate. Continuance of the Benefit Protector rider is optional. (See “Optional Benefits.”)

•	Non-spouse beneficiary: If you have not elected an annuity payout plan, and if death occurs prior to the year you would have attained age 70 1/2, the beneficiary may elect to receive payouts from the contract over a five year period. If your beneficiary does not elect a five year payout or if your death occurs after attaining age 70 1/2, we will pay the beneficiary in a single sum unless the beneficiary elects to receive payouts under any payout plan available under this contract if:

•	the beneficiary asks us in writing within 60 days after the day on which all documents have been received that prove your death has occurred; and

 36  WELLS FARGO ADVANTAGE CHOICE VARIABLE ANNUITY — PROSPECTUS

•	payouts begin no later than one year following the year of your death; and

•	the payout period does not extend beyond the beneficiary’s life or life expectancy.

If a beneficiary elects an alternative payment plan which is an inherited IRA, all optional death benefits and living benefits will terminate. In the event of your beneficiary’s death, their beneficiary can elect to take a lump sum payment or to continue the alternative payment plan following the schedule of minimum withdrawals established based on the life expectancy of your beneficiary.

•	Annuity payout plan: If you elect an annuity payout plan which guarantees payouts to a beneficiary after your death, the payouts to your beneficiary will continue pursuant to the annuity payout plan you elect.

Optional Benefits

The assets held in our general account support the guarantees under your contract, including optional death benefits and optional living benefits. To the extent that we are required to pay you amounts in addition to your contract value under these benefits, such amounts will come from our general account assets. You should be aware that our general account is exposed to the risks normally associated with a portfolio of fixed-income securities, including interest rate, option, liquidity and credit risk. The financial statements contained in the SAI include a further discussion of the risks inherent within the investments of the general account.

BENEFIT PROTECTOR DEATH BENEFIT RIDER (BENEFIT PROTECTOR)
The Benefit Protector is intended to provide an additional benefit to your beneficiary to help offset expenses after your death such as funeral expenses or federal and state taxes. This is an optional benefit that you may select for an additional annual charge (see “Charges”). The Benefit Protector provides reduced benefits if you or the annuitant are 70 or older at the rider effective date and it does not provide any additional benefit before the first rider anniversary.

If this rider is available in your state and both you and the annuitant are 75 or younger at contract issue, you may choose to add the Benefit Protector to your contract. You must elect the Benefit Protector at the time you purchase your contract and your rider effective date will be the contract issue date. You may not select this rider if you select the Benefit Protector Plus or the EDB. We reserve the right to discontinue offering the Benefit Protector for new contracts.

Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract. Since the benefit paid by the rider is determined by the amount of earnings at death, the amount of the benefit paid may be reduced as a result of taking RMDs (see “Taxes — Qualified Annuities — Required Minimum Distributions”). Be sure to discuss with your investment professional and tax advisor whether or not the Benefit Protector is appropriate for your situation.

The Benefit Protector provides that if you or the annuitant die after the first contract anniversary, but before annuity payouts begin, and while this contract is in force, we will pay the beneficiary:

•	the applicable death benefit (see “Benefits in Case of Death”), plus:

•	40% of your earnings at death if you and the annuitant were under age 70 on the rider effective date, up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old; or

•	15% of your earnings at death if you or the annuitant were 70 or older on the rider effective date, up to a maximum of 37.5% of purchase payments not previously withdrawn that are one or more years old.

Earnings at death: for purposes of the Benefit Protector and Benefit Protector Plus riders, this is an amount equal to the applicable death benefit minus purchase payments not previously withdrawn. The earnings at death may not be less than zero and may not be more than 250% of the purchase payments not previously withdrawn that are one or more years old.

Terminating the Benefit Protector

•	You may terminate the rider within 30 days of the first rider anniversary.

•	You may terminate the rider within 30 days of any rider anniversary beginning with the seventh rider anniversary.

•	The rider will terminate when you make a full withdrawal from the contract or when annuity payouts begin.

Example of the Benefit Protector

•	You purchase the contract with a payment of $100,000 and you and the annuitant are under age 70. You select an Option L contract with the MAV death benefit.

•	During the first contract year the contract value grows to $105,000. The MAV death benefit equals the contract value. You have not reached the first contract anniversary so the Benefit Protector does not provide any additional benefit at this time.

WELLS FARGO ADVANTAGE CHOICE VARIABLE ANNUITY — PROSPECTUS 37

• On the first contract anniversary the contract value grows to $110,000. The death benefit equals:
MAV death benefit (contract value):	$110,000
plus the Benefit Protector benefit which equals 40% of earnings at death
(MAV death benefit minus payments not previously withdrawn):
0.40 × ($110,000 – $100,000) =	+4,000

Total death benefit of:	$114,000
• On the second contract anniversary the contract value falls to $105,000. The death benefit equals:
MAV death benefit (MAV):	$110,000
plus the Benefit Protector benefit (40% of earnings at death):
0.40 × ($110,000 – $100,000) =	+4,000

Total death benefit of:	$114,000
• During the third contract year the contract value remains at $105,000 and you request a partial withdrawal of $50,000, including the applicable 7% withdrawal charge. We will withdraw $10,500 from your contract value free of charge (10% of your prior anniversary’s contract value). The remainder of the withdrawal is subject to a 7% withdrawal charge because your contract is in its third year of the withdrawal charge schedule, so we will withdraw $39,500 ($36,735 + $2,765 in withdrawal charges) from your contract value. Altogether, we will withdraw $50,000 and pay you $47,235. We calculate purchase payments not previously withdrawn as $100,000 – $45,000 = $55,000 (remember that $5,000 of the partial withdrawal is contract earnings).
The death benefit equals:

MAV death benefit (MAV adjusted for partial withdrawals):	$57,619
plus the Benefit Protector benefit (40% of earnings at death):
0.40 × ($57,619 – $55,000) =	+1,048

Total death benefit of:	$58,667
• On the third contract anniversary the contract value falls to $40,000. The death benefit equals the previous death benefit. The reduction in contract value has no effect.
• On the ninth contract anniversary the contract value grows to a new high of $200,000. Earnings at death reaches its maximum of 250% of purchase payments not previously withdrawn that are one or more years old.

The death benefit equals:
MAV death benefit (contract value):	$200,000
plus the Benefit Protector benefit (40% of earnings at death, up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old)	+55,000

Total death benefit of:	$255,000
• During the tenth contract year you make an additional purchase payment of $50,000. Your new contract value is now $250,000. The new purchase payment is less than one year old and so it has no effect on the Benefit Protector value. The death benefit equals:

MAV death benefit (contract value):	$250,000
plus the Benefit Protector benefit (40% of earnings at death, up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old)	+55,000

Total death benefit of:	$305,000

 38  WELLS FARGO ADVANTAGE CHOICE VARIABLE ANNUITY — PROSPECTUS

• During the eleventh contract year the contract value remains $250,000 and the “new” purchase payment is one year old and the value of the Benefit Protector changes. The death benefit equals:
MAV death benefit (contract value):	$250,000
plus the Benefit Protector benefit which equals 40% of earnings at death (MAV death benefit minus payments not previously withdrawn):
0.40 × ($250,000 – $105,000) =	+58,000

Total death benefit of:	$308,000

If your spouse is the sole beneficiary and you die before the retirement date, your spouse may keep the contract as owner. Your spouse and the new annuitant will be subject to all the limitations and restrictions of the rider just as if they were purchasing a new contract. If your spouse and the new annuitant do not qualify for the rider on the basis of age we will terminate the rider. If they do qualify for the rider on the basis of age we will set the contract value equal to the death benefit that would otherwise have been paid and we will substitute this new contract value on the date of death for “purchase payments not previously withdrawn” used in calculating earnings at death. Your spouse also has the option of discontinuing the Benefit Protector Death Benefit Rider within 30 days of the date of death.

NOTE: For special tax considerations associated with the Benefit Protector, see “Taxes.”

BENEFIT PROTECTOR PLUS DEATH BENEFIT RIDER (BENEFIT PROTECTOR PLUS)
The Benefit Protector Plus is intended to provide an additional benefit to your beneficiary to help offset expenses after your death such as funeral expenses or federal and state taxes. This is an optional benefit that you may select for an additional annual charge (see “Charges”). The Benefit Protector Plus provides reduced benefits if you or the annuitant are 70 or older at the rider effective date and it does not provide any additional benefit before the first rider anniversary and it does not provide any benefit beyond what is offered under the Benefit Protector rider during the second rider year.

If this rider is available in your state and both you and the annuitant are 75 or younger at contract issue, you may choose to add the Benefit Protector Plus to your contract. You must elect the Benefit Protector Plus at the time you purchase your contract and your rider effective date will be the contract issue date. This rider is available only for purchase through a transfer, exchange, or rollover from another annuity or life insurance policy. You may not select this rider if you select the Benefit Protector or the EDB. We reserve the right to discontinue offering the Benefit Protector Plus for new contracts.

Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract. Since the benefit paid by the rider is determined by the amount of earnings at death, the amount of the benefit paid may be reduced as a result of taking required minimum distributions (see “Taxes — Qualified Annuities — Required Minimum Distributions”). Be sure to discuss with your investment professional and tax advisor whether or not the Benefit Protector Plus is appropriate for your situation.

The Benefit Protector Plus provides that if you or the annuitant die after the first contract anniversary, but before annuity payouts begin, and while this contract is in force, we will pay the beneficiary:

•	the benefits payable under the Benefit Protector described above, plus:

•	a percentage of purchase payments made within 60 days of contract issue not previously withdrawn as follows:

	Percentage if you and the annuitant are	Percentage if you or the annuitant are
Contract year	under age 70 on the rider effective date	70 or older on the rider effective date

One and Two	0%	0%

Three and Four	10%	3.75%

Five or more	20%	7.5%

Another way to describe the benefits payable under the Benefit Protector Plus rider is as follows:

•	the ROP death benefit (see “Benefits in Case of Death”) PLUS

	If you and the annuitant are under	If you or the annuitant are age 70
Contract year	age 70 on the rider effective date, add . . .	or older on the rider effective date, add . . .

One	Zero	Zero

Two	40% × earnings at death (see above)	15% × earnings at death

Three & Four	40% × (earnings at death + 25% of initial purchase payment*)	15% × (earnings at death + 25% of initial purchase payment*)

Five or more	40% × (earnings at death + 50% of initial purchase payment*)	15% × (earnings at death + 50% of initial purchase payment*)

*	Initial purchase payments are payments made within 60 days of contract issue not previously withdrawn.

WELLS FARGO ADVANTAGE CHOICE VARIABLE ANNUITY — PROSPECTUS 39

Terminating the Benefit Protector Plus

•	You may terminate the rider within 30 days of the first rider anniversary.

•	You may terminate the rider within 30 days of any rider anniversary beginning with the seventh rider anniversary.

•	The rider will terminate when you make a full withdrawal from the contract or when annuity payouts begin.

Example of the Benefit Protector Plus

•	You purchase the contract with a payment of $100,000 and you and the annuitant are under age 70. You select an Option L contract with the MAV death benefit.

•	During the first contract year the contract value grows to $105,000. The MAV death benefit equals the contract value. You have not reached the first contract anniversary so the Benefit Protector Plus does not provide any additional benefit at this time.

• On the first contract anniversary the contract value grows to $110,000. You have not reached the second contract anniversary so the Benefit Protector Plus does not provide any benefit beyond what is provided by the Benefit Protector at this time. The death benefit equals:

MAV death benefit (contract value):	$110,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death
(MAV death benefit minus payments not previously withdrawn):
0.40 × ($110,000 – $100,000) =	+4,000

Total death benefit of:	$114,000
• On the second contract anniversary the contract value falls to $105,000. The death benefit equals:
MAV death benefit (MAV):	$110,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death:
0.40 × ($110,000 – $100,000) =	+4,000
plus 10% of purchase payments made within 60 days of contract issue and not previously withdrawn: 0.10 × $100,000 =	+10,000

Total death benefit of:	$124,000
• During the third contract year the contract value remains at $105,000 and you request a partial withdrawal of $50,000, including the applicable 7% withdrawal charge. We will withdraw $10,500 from your contract value free of charge (10% of your prior anniversary’s contract value). The remainder of the withdrawal is subject to a 7% withdrawal charge because your contract is in its third year of the withdrawal charge schedule, so we will withdraw $39,500 ($36,735 + $2,765 in withdrawal charges) from your contract value. Altogether, we will withdraw $50,000 and pay you $47,235. We calculate purchase payments not previously withdrawn as $100,000 – $45,000 = $55,000 (remember that $5,000 of the partial withdrawal is contract earnings). The death benefit equals:

MAV death benefit (MAV adjusted for partial withdrawals):	$57,619
plus the Benefit Protector Plus benefit which equals 40% of earnings at death:
0.40 × ($57,619 – $55,000) =	+1,048
plus 10% of purchase payments made within 60 days of contract issue and not previously withdrawn: 0.10 × $55,000 =	+5,500

Total death benefit of:	$64,167

 40  WELLS FARGO ADVANTAGE CHOICE VARIABLE ANNUITY — PROSPECTUS

• On the third contract anniversary the contract value falls to $40,000. The death benefit equals the previous death benefit. The reduction in contract value has no effect.
• On the ninth contract anniversary the contract value grows to a new high of $200,000. Earnings at death reaches its maximum of 250% of purchase payments not previously withdrawn that are one or more years old. Because we are beyond the fourth contract anniversary the Benefit Protector Plus also reaches its maximum of 20%. The death benefit equals:

MAV death benefit (contract value):	$200,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death, up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old	+55,000
plus 20% of purchase payments made within 60 days of contract issue and not previously withdrawn: 0.20 × $55,000 =	+11,000

Total death benefit of:	$266,000
• During the tenth contract year you make an additional purchase payment of $50,000. Your new contract value is now $250,000. The new purchase payment is less than one year old and so it has no effect on the Benefit Protector Plus value. The death benefit equals:

MAV death benefit (contract value):	$250,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death, up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old	+55,000
plus 20% of purchase payments made within 60 days of contract issue and not previously withdrawn: 0.20 × $55,000 =	+11,000

Total death benefit of:	$316,000
• During the eleventh contract year the contract value remains $250,000 and the “new” purchase payment is one year old. The value of the Benefit Protector Plus remains constant. The death benefit equals:

MAV death benefit (contract value):	$250,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death (MAV death benefit minus payments not previously withdrawn):
0.40 × ($250,000 – $105,000) =	+58,000
plus 20% of purchase payments made within 60 days of contract issue and not previously withdrawn: 0.20 × $55,000 =	+11,000

Total death benefit of:	$319,000

If your spouse is sole beneficiary and you die before the retirement date, your spouse may keep the contract as owner with the contract value equal to the death benefit that would otherwise have been paid. We will then terminate the Benefit Protector Plus and substitute the applicable death benefit (see “Benefits in Case of Death”).

NOTE: For special tax considerations associated with the Benefit Protector Plus, see “Taxes.”

GUARANTEED MINIMUM INCOME BENEFIT RIDER (GMIB)
The GMIB is intended to provide you with a guaranteed minimum lifetime income regardless of the volatility inherent in the investments in the subaccounts. If the annuitant is between age 70 and age 75 at contract issue, you should consider whether the GMIB is appropriate for your situation because:

•	you must hold the GMIB for 10 years*,

•	the GMIB terminates** on the contract anniversary after the annuitant’s 86th birthday,

•	you can only exercise the GMIB within 30 days after a contract anniversary*,

•	the MAV and the 5% rising floor values we use in the GMIB benefit base to calculate annuity payouts under the GMIB are limited after age 81, and

•	there are additional costs associated with the rider.

Be sure to discuss whether or not the GMIB is appropriate for your situation with your investment professional.

*	Unless the annuitant qualifies for a contingent event (see “Charges — Contingent events”).
**	The rider and annual fee terminate on the contract anniversary after the annuitant’s 86th birthday; however, if you exercise the GMIB rider before this time, your benefits will continue according to the annuity payout plan you have selected.

WELLS FARGO ADVANTAGE CHOICE VARIABLE ANNUITY — PROSPECTUS 41

If you are purchasing the contract as a qualified annuity, such as an IRA, and you are planning to begin annuity payouts after the date on which minimum distributions required by the IRS must begin, you should consider whether the GMIB is appropriate for you. Partial withdrawals you take from the contract, including those taken to satisfy RMDs, will reduce the GMIB benefit base (defined below), which in turn may reduce or eliminate the amount of any annuity payments available under the rider (see “Taxes — Qualified Annuities — Required Minimum Distributions”). Consult a tax advisor before you purchase any GMIB with a qualified annuity, such as an IRA.

If this rider is available in your state and the annuitant is 75 or younger at contract issue, you may choose to add this optional benefit to your contract for an additional annual charge which we describe below. If you select the GMIB, you must elect the EDB at the time you purchase your contract and your rider effective date will be the contract issue date.

In some instances, we may allow you to add the GMIB to your contract at a later date if it was not available when you initially purchased your contract. In these instances, we would add the GMIB on the next contract anniversary and this would become the rider effective date. For purposes of calculating the GMIB benefit base under these circumstances, we consider the contract value on the rider effective date to be the initial purchase payment; we disregard all previous purchase payments, transfers and withdrawals in the GMIB calculations.

Investment selection under the GMIB: For contract Option L, you may allocate your purchase payments or transfers to any of the subaccounts, GPAs or the one-year fixed account. For contract Option C, you may allocate payments to the subaccounts. We reserve the right to limit the amount you allocate to subaccounts investing in the Columbia Variable Portfolio — Cash Management Fund to 10% of the total amount in the subaccounts. If we are required to activate this restriction, and you have more than 10% of your subaccount value in this fund, we will send you a notice and ask that you reallocate your contract value so that the 10% limitation is satisfied within 60 days. We will terminate the GMIB if you have not satisfied the limitation after 60 days.

GMIB benefit base: If the GMIB is effective at contract issue, the GMIB benefit base is the greatest of these four values:

1.	contract value;

2.	total purchase payments minus adjusted partial withdrawals; or

3.	the maximum anniversary value at the last contract anniversary plus any payments made since that anniversary minus adjusted partial withdrawals since that anniversary; or

4. the 5% rising floor.

Keep in mind that the MAV and the 5% rising floor values are limited after age 81.

We reserve the right to exclude from the GMIB benefit base any purchase payments you make in the five years before you exercise the GMIB. We would do so only if such payments total $50,000 or more or if they are 25% or more of total contract payments. If we exercise this right, we:

•	subtract each payment adjusted for market value from the contract value and the MAV.

•	subtract each payment from the 5% rising floor. We adjust the payments made to the GPAs and the one-year fixed account for market value. We increase payments allocated to the subaccounts by 5% for the number of full contract years they have been in the contract before we subtract them from the 5% rising floor.

For each payment, we calculate the market value adjustment to the contract value, MAV, the GPAs and the one-year fixed account value of the 5% rising floor as:

PMT × CVG ECV

PMT =	each purchase payment made in the five years before you exercise the GMIB.

CVG =	current contract value at the time you exercise the GMIB.

ECV =	the estimated contract value on the anniversary prior to the payment in question. We assume that all payments and partial withdrawals occur at the beginning of a contract year.

For each payment, we calculate the 5% increase of payments allocated to the subaccounts as:

PMT × (1.05)CY

CY =	the full number of contract years the payment has been in the contract.

Exercising the GMIB

•	you may only exercise the GMIB within 30 days after any contract anniversary following the expiration of a ten-year waiting period from the rider effective date. However, there is an exception if at any time the annuitant experiences a

 42  WELLS FARGO ADVANTAGE CHOICE VARIABLE ANNUITY — PROSPECTUS

“contingent event” (disability, terminal illness or confinement to a nursing home or hospital, see “Charges — Contingent events” for more details.)

•	the annuitant on the retirement date must be between 50 and 86 years old.

•	you can only take an annuity payout under one of the following annuity payout plans:

– Plan A — Life Annuity – no refund

– Plan B — Life Annuity with ten years certain

– Plan D — Joint and last survivor life annuity – no refund

•	you may change the annuitant for the payouts.

When you exercise your GMIB, you may select a fixed or variable annuity payout plan. Fixed annuity payouts are calculated using the annuity purchase rates based on the “1983 Individual Annuitant Mortality Table A” with 100% Projection Scale G. Your annuity payouts remain fixed for the lifetime of the annuity payout period.

First year variable annuity payouts are calculated in the same manner as fixed annuity payouts. Once calculated, your annuity payouts remain unchanged for the first year. After the first year, subsequent annuity payouts are variable and depend on the performance of the subaccounts you select. Variable annuity payouts after the first year are calculated using the following formula:

Pt–1 (1 + i) 1.05	= Pt

Pt–1	= prior annuity payout
Pt	= current annuity payout
i	= annualized subaccount performance

Each subsequent variable annuity payout could be more or less than the previous variable annuity payout if the subaccount investment performance is greater or less than the 5% assumed investment rate. If your subaccount performance equals 5%, your annuity payout will be unchanged from the previous annuity payout. If your subaccount performance is in excess of 5%, your variable annuity payout will increase from the previous annuity payout. If your subaccount investment performance is less than 5%, your variable annuity payout will decrease from the previous annuity payout.

If you exercise the GMIB under a contingent event, you can take up to 50% of the benefit base in cash. You can use the balance of the GMIB benefit base for annuity payouts calculated using the guaranteed annuity purchase rates under any one of the payout plans listed above as long as the annuitant is between 50 and 86 years old on the retirement date.

The GMIB benchmarks the contract growth at each anniversary against several comparison values and sets the GMIB benefit base equal to the largest value. The GMIB benefit base, less any applicable premium tax, is the value we apply to the guaranteed annuity purchase rates stated in Table B of the contract to calculate the minimum annuity payouts you will receive if you exercise the GMIB. If the GMIB benefit base is greater than the contract value, the GMIB may provide a higher annuity payout level than is otherwise available. However, the GMIB uses guaranteed annuity purchase rates which may result in annuity payouts that are less than those using the annuity purchase rates that we will apply at annuitization under the standard contract provisions. Therefore, the level of income provided by the GMIB may be less than the income the contract otherwise provides. If the annuity payouts through the standard contract provisions are more favorable than the payouts available through the GMIB, you will receive the higher standard payout option. The GMIB does not create contract value or guarantee the performance of any investment option.

Terminating the GMIB

•	You may terminate the rider within 30 days after the first and fifth rider anniversaries.

•	You may terminate the rider any time after the tenth rider anniversary.

•	The rider will terminate on the date:

– you make a full withdrawal from the contract;

– a death benefit is payable; or

– you choose to begin taking annuity payouts under the regular contract provisions.

•	The rider will terminate* 30 days following the contract anniversary after the annuitant’s 86th birthday.

*	The rider and annual fee terminate 30 days following the contract anniversary after the annuitant’s 86th birthday; however, if you exercise the GMIB rider before this time, your benefits will continue according to the annuity payout plan you have selected.

WELLS FARGO ADVANTAGE CHOICE VARIABLE ANNUITY — PROSPECTUS 43

Example

•	You purchase the contract during the 2004 calendar year with a payment of $100,000 and you allocate all your purchase payments to the subaccounts.

•	There are no additional purchase payments and no partial withdrawals.

•	Assume the annuitant is male and age 55 at contract issue. For the joint and last survivor option (annuity payout Plan D), the joint annuitant is female and age 55 at contract issue.

Taking into account fluctuations in contract value due to market conditions, we calculate the GMIB benefit base as:

Contract				GMIB
anniversary	Contract value	MAV	5% rising floor	benefit base

1	$107,000	$107,000	$105,000

2	125,000	125,000	110,250

3	132,000	132,000	115,763

4	150,000	150,000	121,551

5	85,000	150,000	127,628

6	120,000	150,000	134,010

7	138,000	150,000	140,710

8	152,000	152,000	147,746

9	139,000	152,000	155,133

10	126,000	152,000	162,889	$162,889

11	138,000	152,000	171,034	171,034

12	147,000	152,000	179,586	179,586

13	163,000	163,000	188,565	188,565

14	159,000	163,000	197,993	197,993

15	212,000	212,000	207,893	212,000

NOTE: The MAV and 5% rising floor values are limited after age 81. Additionally, the GMIB benefit base may increase if the contract value increases. However, you should keep in mind that you are always entitled to annuitize using the contract value without exercising the GMIB.

If you annuitize the contract within 30 days after a contract anniversary, the payout under a fixed annuity option (which is the same as the minimum payout for the first year under a variable annuity option) would be:

			Minimum Guaranteed Monthly Income
Contract		Plan A –	Plan B –	Plan D – joint and
anniversary	GMIB	life annuity —	life annuity with	last survivor life
at exercise	benefit base	no refund	ten years certain	annuity — no refund

10	$162,889 (5% rising floor)	$840.51	$817.70	$672.73

15	212,000 (MAV)	1,250.80	1,193.56	968.84

The payouts above are shown at guaranteed annuity rates of 3% stated in Table B of the contract. Payouts under the standard provisions of this contract will be based on our annuity rates in effect at annuitization and are guaranteed to be greater than or equal to the guaranteed annuity rates stated in Table B of the contract. The fixed annuity payout available under the standard provisions of this contract would be at least as great as shown below:

Contract		Plan A –	Plan B –	Plan D – joint and
anniversary		life annuity —	life annuity with	last survivor life
at exercise	Contract value	no refund	ten years certain	annuity — no refund

10	$126,000	$650.16	$632.52	$520.38

15	212,000	1,250.80	1,193.56	968.84

At the 15th contract anniversary you would not experience a benefit from the GMIB as the payout available to you is equal to or less than the payout available under the standard provisions of the contract. When the GMIB payout is less than the payout available under the standard provisions of the contract, you will receive the higher standard payout.

Remember that after the first year, lifetime income payouts under a variable annuity payout option will depend on the investment performance of the subaccounts you select. If your subaccount performance is 5%, your annuity payout will be unchanged from the previous annuity payout. If your subaccount performance is in excess of 5%, your variable annuity payout

 44  WELLS FARGO ADVANTAGE CHOICE VARIABLE ANNUITY — PROSPECTUS

will increase from the previous annuity payout. If your subaccount investment performance is less than 5%, your variable annuity payout will decrease from the previous annuity payout.

This fee currently costs 0.70% of the GMIB benefit base annually and it is taken in a lump sum from the contract value on each contract anniversary at the end of each contract year. If the contract is terminated or if annuity payouts begin, we will deduct the fee at that time adjusted for the number of calendar days coverage was in place. We cannot increase the GMIB fee after the rider effective date and it does not apply after annuity payouts begin. We calculate the fee as follows:

BB + AT – FAV

BB	=	the GMIB benefit base.
AT	=	adjusted transfers from the subaccounts to the GPAs or the one-year fixed account made in the six months before the contract anniversary calculated as:

PT × VAT SVT

PT	=	the amount transferred from the subaccounts to the GPAs or the one-year fixed account within six months of the contract anniversary.
VAT	=	variable account floor on the date of (but prior to) the transfer.
SVT	=	value of the subaccounts on the date of (but prior to) the transfer.
FAV	=	the value of your GPAs and the one-year fixed account.

The result of AT – FAV will never be greater than zero. This allows us to base the GMIB fee largely on the subaccounts.

Example

•	You purchase the contract with a payment of $100,000 and allocate all of your payment to the subaccounts.

•	You make no transfers or partial withdrawals.

Contract		GMIB fee	Value on which we	GMIB fee
anniversary	Contract value	percentage	base the GMIB fee	charged to you

1	$80,000	0.70%	5% rising floor = $100,000 × 1.05	$735

2	150,000	0.70%	Contract value = $150,000	1,050

3	102,000	0.70%	MAV = $150,000	1,050

The Annuity Payout Period

As owner of the contract, you have the right to decide how and to whom annuity payouts will be made starting at the retirement date. You may select one of the annuity payout plans outlined below, or we may mutually agree on other payout arrangements. We do not deduct any withdrawal charges under the payout plans listed below except under annuity payout plan E.

Under both contract Option L and Option C, you also decide whether we will make annuity payouts on a fixed or variable basis, or a combination of fixed and variable. The amount available to purchase payouts under the plan you select is the contract value on your retirement date after any rider charges have been deducted, plus any positive or negative MVA (less any applicable premium tax). Additionally, we currently allow you to use part of the amount available to purchase payouts, leaving any remaining contract value to accumulate on a tax-deferred basis. If you select a variable annuity payout, we reserve the right to limit the number of subaccounts in which you may invest. The GPAs are not available during this payout period.

Amounts of fixed and variable payouts depend on:

•	the annuity payout plan you select;

•	the annuitant’s age and, in most cases, sex;

•	the annuity table in the contract; and

•	the amounts you allocated to the accounts at settlement.

In addition, for variable annuity payouts only, amounts depend on the investment performance of the subaccounts you select. These payouts will vary from month to month because the performance of the funds will fluctuate. Fixed payouts remain the same from month to month.

For information with respect to transfers between accounts after annuity payouts begin, see “Making the Most of Your Contract — Transfer policies.”

WELLS FARGO ADVANTAGE CHOICE VARIABLE ANNUITY — PROSPECTUS 45

ANNUITY TABLES
The annuity tables in your contract (Table A and Table B) show the amount of the monthly payout for each $1,000 of contract value according to the age and, when applicable, the annuitant’s sex. (Where required by law, we will use a unisex table of settlement rates.)

Table A shows the amount of the first monthly variable annuity payout assuming that the contract value is invested at the beginning of the annuity payout period and earns a 5% rate of return, which is reinvested and helps to support future payouts. If you ask us at least 30 days before the retirement date, we will substitute an annuity table based on an assumed 3.5% investment rate for the 5% Table A in the contract. The assumed investment rate affects both the amount of the first payout and the extent to which subsequent payouts increase or decrease. For example, annuity payouts will increase if the investment return is above the assumed investment rate and payouts will decrease if the return is below the assumed investment rate. Using a 5% assumed interest rate results in a higher initial payout, but later payouts will increase more slowly when annuity unit values rise and decrease more rapidly when they decline.

Table B shows the minimum amount of each fixed annuity payout. We declare current payout rates that we use in determining the actual amount of your fixed annuity payout. The current payout rates will equal or exceed the guaranteed payout rates shown in Table B. We will furnish these rates to you upon request.

ANNUITY PAYOUT PLANS
You may choose any one of these annuity payout plans by giving us written instructions at least 30 days before contract values are used to purchase the payout plan. Generally, you may select one of the Plans A through E below or another plan agreed to by us.

•	Plan A – Life annuity — no refund: We make monthly payouts until the annuitant’s death. Payouts end with the last payout before the annuitant’s death. We will not make any further payouts. This means that if the annuitant dies after we made only one monthly payout, we will not make any more payouts.

•	Plan B – Life annuity with five, ten or 15 years certain: We make monthly payouts for a guaranteed payout period of five, ten or 15 years that you elect. This election will determine the length of the payout period to the beneficiary if the annuitant should die before the elected period expires. We calculate the guaranteed payout period from the retirement date. If the annuitant outlives the elected guaranteed payout period, we will continue to make payouts until the annuitant’s death.

•	Plan C – Life annuity — installment refund: We make monthly payouts until the annuitant’s death, with our guarantee that payouts will continue for some period of time. We will make payouts for at least the number of months determined by dividing the amount applied under this option by the first monthly payout, whether or not the annuitant is living.

•	Plan D – Joint and last survivor life annuity — no refund: We make monthly payouts while both the annuitant and a joint annuitant are living. If either annuitant dies, we will continue to make monthly payouts at the full amount until the death of the surviving annuitant. Payouts end with the death of the second annuitant.

•	Plan E – Payouts for a specified period: We make monthly payouts for a specific payout period of ten to 30 years that you elect. We will make payouts only for the number of years specified whether the annuitant is living or not. Depending on the selected time period, it is foreseeable that an annuitant can outlive the payout period selected. During the annuity payout period, you may make full and partial withdrawals. If you make a full withdrawal, you can elect to have us determine the present value of any remaining variable payouts and pay it to you in a lump sum. We determine the present value of the remaining annuity payouts which are assumed to remain level at the amount of the payout that would have been made 7 days prior to the date we determine the present value. If the original contract was an Option L contract, the discount rate we use in the calculation is 5.17% for the assumed investment return of 3.5% and 6.67% for the assumed investment return of 5.0%. If the original contract was an Option C contract, the discount rate we use in the calculation will vary between 5.55% and 7.05% depending on the applicable assumed investment rate. (See “Charges — Withdrawal charge under Annuity Payout Plan E.”) A 10% IRS penalty tax could apply if you take a withdrawal. (See “Taxes.”)

Annuity payout plan requirements for qualified annuities: If your contract is a qualified annuity, you must select a payout plan as of the retirement date set forth in your contract. You have the responsibility for electing a payout plan under your contract that complies with applicable law. Your contract describes your payout plan options. The options will meet certain IRS regulations governing RMDs if the payout plan meets the incidental distribution benefit requirements, if any, and the payouts are made:

•	in equal or substantially equal payments over a period not longer than your life expectancy, or over the joint life expectancy of you and your designated beneficiary; or

•	over a period certain not longer than your life expectancy or over the joint life expectancy of you and your designated beneficiary.

 46  WELLS FARGO ADVANTAGE CHOICE VARIABLE ANNUITY — PROSPECTUS

If we do not receive instructions: You must give us written instructions for the annuity payouts at least 30 days before the annuitant’s retirement date. If you do not, we will make payouts under Plan B, with 120 monthly payouts guaranteed.

If monthly payouts would be less than $20: We will calculate the amount of monthly payouts at the time the contract value is used to purchase a payout plan. If the calculations show that monthly payouts would be less than $20, we have the right to pay the contract value to the owner in a lump sum or to change the frequency of the payouts.

Death after annuity payouts begin: If you or the annuitant die after annuity payouts begin, we will pay any amount payable to the beneficiary as provided in the annuity payout plan in effect.

Taxes

Under current law, your contract has a tax-deferral feature. Generally, this means you do not pay income tax until there is a taxable distribution (or deemed distribution) from the contract. We will send a tax information reporting form for any year in which we made a taxable or reportable distribution according to our records.

NONQUALIFIED ANNUITIES
Generally, only the increase in the value of a non-qualified annuity contract over the investment in the contract is taxable. Certain exceptions apply. Federal tax law requires that all nonqualified deferred annuity contracts issued by the same company (and possibly its affiliates) to the same owner during a calendar year be taxed as a single, unified contract when distributions are taken from any one of those contracts.

Annuity payouts: Generally, unlike withdrawals described below, the taxation of annuity payouts are subject to exclusion ratios, i.e. in most cases, a portion of each payout will be ordinary income and subject to tax, and a portion of each payout will be considered a return of part of your investment in the contract and will not be taxed. All amounts you receive after your investment in the contract is fully recovered will be subject to tax. Under Annuity Payout Plan A: Life annuity — no refund, where the annuitant dies before your investment in the contract is fully recovered, the remaining portion of the unrecovered investment may be available as a federal income tax deduction to the owner for the last taxable year. Under all other annuity payout plans, where the annuity payouts end before your investment in the contract is fully recovered, the remaining portion of the unrecovered investment may be available as a federal income tax deduction to the taxpayer for the tax year in which the payouts end. (See “The Annuity Payout Period — Annuity Payout Plans.”)

Beginning in 2011, federal tax law permits taxpayers to annuitize a portion of their nonqualified annuity while leaving the remaining balance to continue to grow tax-deferred. Under the new partial annuitization rules, the portion annuitized must be received as an annuity for a period of 10 years or more, or for the lives of one or more individuals. If this requirement is met, the annuitized portion and the tax-deferred balance will generally be treated as two separate contracts for income tax purposes only. If a contract is partially annuitized, the investment in the contract is allocated between the deferred and the annuitized portions on a pro rata basis.

Withdrawals: Generally, if you withdraw all or part of your nonqualified annuity before your annuity payouts begin, including withdrawals under any optional withdrawal benefit rider, your withdrawal will be taxed to the extent that the contract value immediately before the withdrawal exceeds the investment in the contract. Different rules may apply if you exchange another contract into this contract.

You also may have to pay a 10% IRS penalty for withdrawals of taxable income you make before reaching age 59 1/2 unless certain exceptions apply.

Withholding: If you receive taxable income as a result of an annuity payout or withdrawal, including withdrawals under any optional withdrawal benefit rider, we may deduct federal, and in some cases state withholding against the payment. Any withholding represents a prepayment of your tax due for the year. You take credit for these amounts on your annual income tax return. As long as you have provided us with a valid Social Security Number or Taxpayer Identification Number, and you have a valid U.S. address, you may be able to elect not to have any withholding occur.

If the payment is part of an annuity payout plan, we generally compute the amount of federal income tax withholding using payroll tables. You may provide us with a statement of how many exemptions to use in calculating the withholding. If the distribution is any other type of payment (such as partial or full withdrawal) we compute federal income tax withholding using 10% of the taxable portion.

The federal income tax withholding requirements differ if we deliver payment outside the United States or you are a non-resident alien.

Some states also may impose income tax withholding requirements similar to the federal withholding described above. If this should be the case, we may deduct state income tax withholding from the payment.

WELLS FARGO ADVANTAGE CHOICE VARIABLE ANNUITY — PROSPECTUS 47

Death benefits to beneficiaries: The death benefit under a nonqualified contract is not exempt from estate (federal or state) taxes. In addition, for income tax purposes, any amount your beneficiary receives that exceeds the investment in the contract is taxable as ordinary income to the beneficiary in the year he or she receives the payments. (See also “Benefits in Case of Death — If You Die Before the Retirement Start Date”).

Net Investment Income Tax (also known as Medicare contribution tax): Effective for taxable years beginning on or after January 1, 2013, certain high-income individuals (as well as estates and trusts) are subject to a new 3.8% net investment income tax (as an addition to income taxes). For individuals, the 3.8% tax applies to the lesser of (1) the amount by which the taxpayer’s modified adjusted gross income exceeds $200,000 ($250,000 for married filing jointly and surviving spouses; $125,000 for married filing separately) or (2) the taxpayer’s “net investment income.” Net investment income includes taxable income from nonqualified annuities. Annuity holders are advised to consult their tax advisor regarding the possible implications of this additional tax.

Annuities owned by corporations, partnerships or irrevocable trusts: For nonqualified annuities, any annual increase in the value of annuities held by such entities (nonnatural persons) generally will be treated as ordinary income received during that year. However, if the trust was set up for the benefit of a natural person(s) only, the income may remain tax-deferred until withdrawn or paid out.

Penalties: If you receive amounts from your nonqualified annuity before reaching age 59 1/2, you may have to pay a 10% IRS penalty on the amount includable in your ordinary income. However, this penalty will not apply to any amount received:

•	because of your death or in the event of nonnatural ownership, the death of the annuitant;

•	because you become disabled (as defined in the Code);

•	if the distribution is part of a series of substantially equal periodic payments, made at least annually, over your life or life expectancy (or joint lives or life expectancies of you and your beneficiary);

•	if it is allocable to an investment before Aug. 14, 1982; or

•	if annuity payouts are made under immediate annuities as defined by the Code.

Transfer of ownership: Generally, if you transfer ownership of a nonqualified annuity without receiving adequate consideration, the transfer may be taxed as a withdrawal for federal income tax purposes. If the transfer is a currently taxable event for income tax purposes, the original owner will be taxed on the amount of deferred earnings at the time of the transfer and also may be subject to the 10% IRS penalty discussed earlier. In this case, the new owner’s investment in the contract will be equal to the investment in the contract at the time of the transfer plus any earnings included in the original owner’s taxable income as a result of the transfer. In general, this rule does not apply to transfers between spouses or former spouses. Similar rules apply if you transfer ownership for full consideration. Please consult your tax advisor for further details.

1035 Exchanges: Section 1035 of the Code permits nontaxable exchanges of certain insurance policies, endowment contracts, annuity contracts and qualified long-term care insurance contracts, while providing for continued tax deferral of earnings. In addition, Section 1035 permits the carryover of the investment in the contract from the old policy or contract to the new policy or contract. In a 1035 exchange one policy or contract is exchanged for another policy or contract. The following are nontaxable exchanges: (1) the exchange of a life insurance policy for another life insurance policy or for an endowment, annuity or qualified long-term care insurance contract, (2) the exchange of an endowment contract for an annuity contract, or for an endowment contract under which payments will begin no later than payments would have begun under the contract exchanged, (3) the exchange of an annuity contract for another annuity contract or for a qualified long-term insurance contract, and (4) the exchange of a qualified long-term care insurance contract for a qualified long-term care insurance contract. Additionally, other tax rules may apply. However, if the insurance policy has an outstanding loan, there may be tax consequences. Depending on the issue date of your original policy or contract, there may be tax or other benefits that are given up to gain the benefits of the new policy or contract. Consider whether the features and benefits of the new policy or contract outweigh any tax or other benefits of the old contract.

For a partial exchange of an annuity contract for another annuity contract, the 1035 exchange is generally tax-free. The investment in the original contract and the earnings on the contract will be allocated proportionately between the original and new contracts. However, per IRS Revenue Procedure 2011-38, if withdrawals are taken from either contract within the 180-day period following an exchange, the IRS will apply general tax principles to determine the appropriate tax treatment of the exchange and subsequent withdrawal. As a result, there may be unexpected tax consequences. You should consult your tax advisor before taking any withdrawal from either contract during the 180-day period following a partial exchange. Different IRS limitations on withdrawals apply to partial exchanges completed prior to October 24, 2011.

Assignment: If you assign or pledge your contract as collateral for a loan, earnings on purchase payments you made after Aug. 13, 1982 will be taxed as a deemed distribution and you may have to pay a 10% IRS penalty.

 48  WELLS FARGO ADVANTAGE CHOICE VARIABLE ANNUITY — PROSPECTUS

QUALIFIED ANNUITIES
Adverse tax consequences may result if you do not ensure that contributions, distributions and other transactions under the contract comply with the law. Qualified annuities have minimum distribution rules that govern the timing and amount of distributions. You should refer to your retirement plan’s Summary Plan Description, your IRA disclosure statement, or consult a tax advisor for additional information about the distribution rules applicable to your situation.

When you use your contract to fund a retirement plan or IRA that is already tax-deferred under the Code, the contract will not provide any necessary or additional tax deferral. If your contract is used to fund an employer sponsored plan, your right to benefits may be subject to the terms and conditions of the plan regardless of the terms of the contract.

Annuity payouts: Under a qualified annuity, except a Roth IRA, Roth 401(k) or Roth 403(b), the entire payout generally is includable as ordinary income and is subject to tax unless: (1) the contract is an IRA to which you made non-deductible contributions; or (2) you rolled after-tax dollars from a retirement plan into your IRA; or (3) the contract is used to fund a retirement plan and you or your employer have contributed after-tax dollars.

Annuity payouts from Roth IRAs: In general, the entire payout from a Roth IRA can be free from income and penalty taxes if you have attained age 59 1/2 and meet the five year holding period.

Withdrawals: Under a qualified annuity, except a Roth IRA, Roth 401(k) or Roth 403(b), the entire withdrawal will generally be includable as ordinary income and is subject to tax unless: (1) the contract is an IRA to which you made non-deductible contributions; or (2) you rolled after-tax dollars from a retirement plan into your IRA; or (3) the contract is used to fund a retirement plan and you or your employer have contributed after-tax dollars.

Withdrawals from Roth IRAs: In general, the entire payout from a Roth IRA can be free from income and penalty taxes if you have attained age 59 1/2 and meet the five year holding period.

Required Minimum Distributions: Retirement plans (except for Roth IRAs) are subject to required withdrawals called required minimum distributions (“RMDs”) beginning at age 70 1/2. RMDs are based on the fair market value of your contract at year-end divided by the life expectancy factor. Certain death benefits and optional riders may be considered in determining the fair market value of your contract for RMD purposes. This may cause your RMD to be higher. Inherited IRAs (including inherited Roth IRAs) are subject to special required minimum distribution rules. You should consult your tax advisor prior to making a purchase for an explanation of the potential tax implications to you.

Withholding for IRAs, Roth IRAs, SEPs and SIMPLE IRAs: If you receive taxable income as a result of an annuity payout or a withdrawal, including withdrawals under any optional withdrawal benefit rider, we may deduct withholding against the payment. Any withholding represents a prepayment of your tax due for the year. You take credit for these amounts on your annual income tax return. As long as you have provided us with a valid Social Security Number or Taxpayer Identification Number, you can elect not to have any withholding occur.

If the payment is part of an annuity payout plan, we generally compute the amount of federal income tax withholding using payroll tables. You may provide us with a statement of how many exemptions to use in calculating the withholding. If the distribution is any other type of payment (such as a partial or full withdrawal) we compute federal income tax withholding using 10% of the taxable portion.

The federal income tax withholding requirements differ if we deliver payment outside the United States or you are a non-resident alien.

Some states also may impose income tax withholding requirements similar to the federal withholding described above. If this should be the case, we may deduct state income tax withholding from the payment.

Withholding for all other qualified annuities: If you receive directly all or part of the contract value from a qualified annuity, mandatory 20% federal income tax withholding (and possibly state income tax withholding) generally will be imposed at the time the payout is made from the plan. Any withholding represents a prepayment of your tax due for the year. You take credit for these amounts on your annual income tax return. This mandatory withholding will not be imposed if instead of receiving the distribution check, you elect to have the distribution rolled over directly to an IRA or another eligible plan. Payments made to a surviving spouse instead of being directly rolled over to an IRA are also subject to mandatory 20% income tax withholding.

In the below situations, the distribution is subject to an optional 10% withholding instead of the mandatory 20% withholding. We will withhold 10% of the distribution amount unless you elect otherwise.

•	the payout is one in a series of substantially equal periodic payouts, made at least annually, over your life or life expectancy (or the joint lives or life expectancies of you and your designated beneficiary) or over a specified period of 10 years or more;

•	the payout is a RMD as defined under the Code;

WELLS FARGO ADVANTAGE CHOICE VARIABLE ANNUITY — PROSPECTUS 49

•	the payout is made on account of an eligible hardship; or

•	the payout is a corrective distribution.

State withholding also may be imposed on taxable distributions.

Penalties: If you receive amounts from your qualified contract before reaching age 59 1/2, you may have to pay a 10% IRS penalty on the amount includable in your ordinary income. However, this penalty generally will not apply to any amount received:

•	because of your death;

•	because you become disabled (as defined in the Code);

•	if the distribution is part of a series of substantially equal periodic payments made at least annually, over your life or life expectancy (or joint lives or life expectancies of you and your beneficiary);

•	if the distribution is made following severance from employment during the calendar year in which you attain age 55 (TSAs and annuities funding 401(a) plans only);

•	to pay certain medical or education expenses (IRAs only); or

•	if the distribution is made from an inherited IRA.

Death benefits to beneficiaries: The entire death benefit generally is taxable as ordinary income to the beneficiary in the year he/she receives the payments from the qualified annuity. If you made non-deductible contributions to a traditional IRA, the portion of any distribution from the contract that represents after-tax contributions is not taxable as ordinary income to your beneficiary. You are responsible for keeping all records tracking your non-deductible contributions to an IRA. Death benefits under a Roth IRA generally are not taxable as ordinary income to the beneficiary if certain distribution requirements are met. (See also “Benefits in Case of Death — If you Die Before the Retirement Date”).

Change of retirement plan type: IRS regulations allow for rollovers of certain retirement plan distributions. In some circumstances, you may be able to have an intra-contract rollover, keeping the same features and conditions. If the annuity contract you have does not support an intra-contract rollover, you are able to request an IRS approved rollover to another annuity contract or other investment product that you choose. If you choose another annuity contract or investment product, you will be subject to new rules, including a new withdrawal charge schedule for an annuity contract, or other product rules as applicable.

Assignment: You may not assign or pledge your qualified contract as collateral for a loan.

OTHER
Special considerations if you select any optional rider: As of the date of this prospectus, we believe that charges related to these riders are not subject to current taxation. Therefore, we will not report these charges as partial withdrawals from your contract. However, the IRS may determine that these charges should be treated as partial withdrawals subject to taxation to the extent of any gain as well as the 10% tax penalty for withdrawals before the age of 59 1/2, if applicable.

We reserve the right to report charges for these riders as partial withdrawals if we, as a withholding and reporting agent, believe that we are required to report them. In addition, we will report any benefits attributable to these riders on the death of you or the annuitant as an annuity death benefit distribution, not as proceeds from life insurance.

Important: Our discussion of federal tax laws is based upon our understanding of current interpretations of these laws. Federal tax laws or current interpretations of them may change. For this reason and because tax consequences are complex and highly individual and cannot always be anticipated, you should consult a tax advisor if you have any questions about taxation of your contract.

RiverSource Life’s tax status: We are taxed as a life insurance company under the Code. For federal income tax purposes, the subaccounts are considered a part of our company, although their operations are treated separately in accounting and financial statements. Investment income is reinvested in the fund in which each subaccount invests and becomes part of that subaccount’s value. This investment income, including realized capital gains, is not subject to any withholding for federal or state income taxes. We reserve the right to make such a charge in the future if there is a change in the tax treatment of variable annuities or in our tax status as we then understand it.

Tax qualification: We intend that the contract qualify as an annuity for federal income tax purposes. To that end, the provisions of the contract are to be interpreted to ensure or maintain such tax qualification, in spite of any other provisions of the contract. We reserve the right to amend the contract to reflect any clarifications that may be needed or are appropriate to maintain such qualification or to conform the contract to any applicable changes in the tax qualification requirements. We will send you a copy of any amendments.

 50  WELLS FARGO ADVANTAGE CHOICE VARIABLE ANNUITY — PROSPECTUS

Voting Rights

As a contract owner with investments in the subaccounts, you may vote on important fund policies until annuity payouts begin. Once they begin, the person receiving them has voting rights. We will vote fund shares according to the instructions of the person with voting rights.

Before annuity payouts begin, the number of votes you have is determined by applying your percentage interest in each subaccount to the total number of votes allowed to the subaccount.

After annuity payouts begin, the number of votes you have is equal to:

•	the reserve held in each subaccount for your contract; divided by

•	the net asset value of one share of the applicable fund.

As we make annuity payouts, the reserve for the contract decreases; therefore, the number of votes also will decrease.

We calculate votes separately for each subaccount. We will send notice of shareholders’ meetings, proxy materials and a statement of the number of votes to which the voter is entitled. We will vote shares for which we have not received instructions in the same proportion as the votes for which we received instructions. We also will vote the shares for which we have voting rights in the same proportion as the votes for which we received instructions.

Substitution of Investments

We may substitute the funds in which the subaccounts invest if:

•	laws or regulations change;

•	the existing funds become unavailable; or

•	in our judgment, the funds no longer are suitable (or are not the most suitable) for the subaccounts.

If any of these situations occur, and if we believe it is in the best interest of persons having voting rights under the contract, we have the right to substitute a fund currently listed in this prospectus (existing fund) for another fund (new fund). The new fund may have higher fees and/or operating expenses than the existing fund. Also, the new fund may have investment objectives and policies and/or investment advisers which differ from the existing fund.

We may also:

•	add new subaccounts;

•	combine any two or more subaccounts;

•	transfer assets to and from the subaccounts or the variable account; and

•	eliminate or close any subaccounts.

We will notify you of any substitution or change. If we notify you that a subaccount will be eliminated or closed, you will have a certain period of time to tell us where to reallocate purchase payments or contract value currently allocated to that subaccount. If we do not receive your reallocation instructions by the due date, we automatically will reallocate to the subaccount investing in the Columbia Variable Portfolio — Cash Management Fund (Class 3). You may then transfer this reallocated amount in accordance with the transfer provisions of your contract (see “Transferring Between Accounts” above).

In the event of substitution or any of these changes, we may amend the contract and take whatever action is necessary and appropriate without your consent or approval. However, we will not make any substitution or change without the necessary approval of the SEC and state insurance departments.

About the Service Providers

PRINCIPAL UNDERWRITER
RiverSource Distributors, Inc. (“RiverSource Distributors”), our affiliate, serves as the principal underwriter of the contract. Its offices are located at 70100 Ameriprise Financial Center, Minneapolis, MN 55474. RiverSource Distributors is a wholly-owned subsidiary of Ameriprise Financial, Inc.

Although we no longer offer the contract for sale, you may continue to make purchase payments if permitted under the terms of your contract. We pay commissions to an affiliated selling firm of up to 4.25% each time a purchase payment is made for contract Option L and 1.00% for contract Option C as well as service/trail commissions of up to 1.00% based on annual total contract value for as long as the contract remains in effect. We also may pay an additional sales commission of up to 1.00% of purchase payments for a period of time we select. These commissions do not change depending on which subaccounts you choose to allocate your purchase payments.

WELLS FARGO ADVANTAGE CHOICE VARIABLE ANNUITY — PROSPECTUS 51

From time to time and in accordance with applicable laws and regulations, we may also pay or provide the selling firm with various cash and non-cash promotional incentives including, but not limited to bonuses, short-term sales incentive payments, marketing allowances, costs associated with sales conferences and educational seminars and sales recognition awards.

A portion of the payments made to the selling firm may be passed on to its sales representatives in accordance with its internal compensation programs. Those programs may also include other types of cash and non-cash compensation and other benefits.

Ask your sales representative for further information about what your sales representative and the selling firm for which he or she works may receive in connection with your contract.

We pay the commissions and other compensation described above from our assets. Our assets include:

•	revenues we receive from fees and expenses that you will pay when buying, owning and making a withdrawal from the contract (see “Expense Summary”);

•	compensation we or an affiliate receive from the underlying funds in the form of distribution and services fees (see “The Variable Account and the Funds — The funds”);

•	compensation we or an affiliate receive from a fund’s investment adviser, subadviser, distributor or an affiliate of any of these (see “The Variable Account and the Funds — The funds”); and

•	revenues we receive from other contracts and policies we sell that are not securities and other businesses we conduct.

You do not directly pay the commissions and other compensation described above as the result of a specific charge or deduction under the contract. However, you may pay part of all of the commissions and other compensation described above indirectly through:

•	fees and expenses we collect from contract owners, including withdrawal charges; and

•	fees and expenses charged by the underlying funds in which the subaccounts you select invest, to the extent we or one of our affiliates receive revenue from the funds or an affiliated person.

ISSUER
RiverSource Life issues the contracts. We are located at 70100 Ameriprise Financial Center, Minneapolis, MN 55474 and are a wholly-owned subsidiary of Ameriprise Financial, Inc.

We conduct a conventional life insurance business. We are licensed to do business in 49 states, the District of Columbia and American Samoa. Our primary products currently include fixed and variable annuity contracts and life insurance policies.

LEGAL PROCEEDINGS
Life insurance companies have been the subject of increasing regulatory, legislative and judicial scrutiny. Numerous state and federal regulatory agencies have commenced examinations and other inquiries of insurance companies regarding sales and marketing practices (including sales to older consumers and disclosure practices), claims handling, and unclaimed property and escheatment practices and procedures. With regard to an industry-wide investigation of unclaimed property and escheatment practices and procedures, RiverSource Life is responding to regulatory audits, market conduct examinations and other inquiries (including inquiries from the State of Minnesota). RiverSource Life has cooperated with and will continue to cooperate with the applicable regulators regarding their inquiries.

RiverSource Life is involved in the normal course of business in a number of other legal and arbitration proceedings concerning matters arising in connection with the conduct of its business activities. RiverSource Life believes that it is not a party to, nor are any of its properties the subject of, any pending legal, arbitration or regulatory proceedings that would have a material adverse effect on its consolidated financial condition, results of operations or liquidity. However, it is possible that the outcome of any such proceedings could have a material adverse impact on results of operations in any particular reporting period as the proceedings are resolved.

Additional Information

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
RiverSource Life is incorporating by reference in this prospectus information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information that we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC automatically will update and supersede this information. The Annual Report on Form 10-K of RiverSource Life Insurance Company for the year ended December 31, 2012, File No. 33-28976, that we previously filed with the SEC under the Securities Exchange Act of 1934 (1934 Act) is incorporated by reference into this prospectus, as well as all of our subsequent annual reports on Form 10-K,

 52  WELLS FARGO ADVANTAGE CHOICE VARIABLE ANNUITY — PROSPECTUS

quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC under the 1934 Act. To access this document, see “SEC Filings” under “Investors Relations” on our website at www.ameriprise.com.

RiverSource Life will furnish you without charge a copy of any or all of the documents incorporated by reference into this prospectus, including any exhibits to such documents which have been specifically incorporated by reference. We will do so upon receipt of your written or oral request. You can contact RiverSource Life at the telephone number and address listed on the first page of this prospectus.

AVAILABLE INFORMATION
This prospectus is part of a registration statement we file with the SEC. Additional information on RiverSource Life and on this offering is available in the registration statement. You can obtain copies of these materials at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. In addition to this prospectus, the SAI and information about the contract, information incorporated by reference is available on the EDGAR Database on the SEC’s Internet site at (http://www.sec.gov).

INDEMNIFICATION
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (Securities Act) may be permitted to directors and officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WELLS FARGO ADVANTAGE CHOICE VARIABLE ANNUITY — PROSPECTUS 53

Appendix: Condensed Financial Information (Unaudited)

The following tables give per-unit information about the financial history of the subaccounts representing the lowest and highest total annual variable account expense combinations. The date in which operations commenced in each subaccount is noted in parentheses. The SAI contains tables that give per-unit information about the financial history of each existing subaccount. We have not provided this information for subaccounts (if any) that were not available under your contract as of Dec. 31, 2012. You may obtain a copy of the SAI without charge by contacting us at the telephone number or address listed on the first page of the prospectus.

Variable account charges of 1.40% of the daily net assets of the variable account.
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

Columbia Variable Portfolio – Cash Management Fund (Class 3) (02/21/1995)
Accumulation unit value at beginning of period	$1.30	$1.31	$1.33	$1.35	$1.34	$1.29	$1.26	$1.24	$1.25	$1.26
Accumulation unit value at end of period	$1.28	$1.30	$1.31	$1.33	$1.35	$1.34	$1.29	$1.26	$1.24	$1.25
Number of accumulation units outstanding at end of period (000 omitted)	2,860	3,784	4,615	4,417	4,753	3,976	3,923	6,630	7,059	5,254

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3) (03/03/2000)
Accumulation unit value at beginning of period	$1.58	$1.69	$1.46	$1.16	$1.98	$1.86	$1.58	$1.41	$1.21	$0.87
Accumulation unit value at end of period	$1.78	$1.58	$1.69	$1.46	$1.16	$1.98	$1.86	$1.58	$1.41	$1.21
Number of accumulation units outstanding at end of period (000 omitted)	1,539	1,827	2,123	9,137	8,505	6,387	5,210	2,698	1,026	605

Columbia Variable Portfolio – High Yield Bond Fund (Class 3) (08/26/1999)
Accumulation unit value at beginning of period	$1.71	$1.64	$1.46	$0.96	$1.30	$1.30	$1.19	$1.16	$1.05	$0.85
Accumulation unit value at end of period	$1.95	$1.71	$1.64	$1.46	$0.96	$1.30	$1.30	$1.19	$1.16	$1.05
Number of accumulation units outstanding at end of period (000 omitted)	971	1,146	1,400	1,627	2,018	3,017	4,475	3,380	3,074	2,699

Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3) (02/21/1995)
Accumulation unit value at beginning of period	$1.58	$1.53	$1.32	$1.08	$1.89	$1.86	$1.64	$1.56	$1.50	$1.18
Accumulation unit value at end of period	$1.78	$1.58	$1.53	$1.32	$1.08	$1.89	$1.86	$1.64	$1.56	$1.50
Number of accumulation units outstanding at end of period (000 omitted)	2,086	2,533	3,074	3,447	3,843	4,871	5,898	4,590	4,708	4,663

Columbia Variable Portfolio – Select Smaller-Cap Value Fund (Class 3) (03/03/2000)
Accumulation unit value at beginning of period	$1.17	$1.29	$1.03	$0.75	$1.24	$1.31	$1.19	$1.15	$0.99	$0.68
Accumulation unit value at end of period	$1.36	$1.17	$1.29	$1.03	$0.75	$1.24	$1.31	$1.19	$1.15	$0.99
Number of accumulation units outstanding at end of period (000 omitted)	67	75	105	168	175	215	290	323	274	197

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 3) (03/03/2000)
Accumulation unit value at beginning of period	$1.25	$1.25	$1.23	$1.18	$1.23	$1.18	$1.15	$1.15	$1.16	$1.16
Accumulation unit value at end of period	$1.25	$1.25	$1.25	$1.23	$1.18	$1.23	$1.18	$1.15	$1.15	$1.16
Number of accumulation units outstanding at end of period (000 omitted)	688	803	893	2,339	2,088	2,176	2,281	2,359	2,330	1,256

The Dreyfus Socially Responsible Growth Fund, Inc., Initial Shares (08/26/1999)
Accumulation unit value at beginning of period	$0.84	$0.85	$0.75	$0.57	$0.88	$0.83	$0.77	$0.75	$0.72	$0.58
Accumulation unit value at end of period	$0.93	$0.84	$0.85	$0.75	$0.57	$0.88	$0.83	$0.77	$0.75	$0.72
Number of accumulation units outstanding at end of period (000 omitted)	91	139	139	201	254	372	374	419	461	433

Fidelity® VIP Dynamic Capital Appreciation Portfolio Service Class 2 (05/01/2001)
Accumulation unit value at beginning of period	$1.30	$1.35	$1.16	$0.87	$1.50	$1.43	$1.27	$1.07	$1.07	$0.87
Accumulation unit value at end of period	$1.56	$1.30	$1.35	$1.16	$0.87	$1.50	$1.43	$1.27	$1.07	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	27	75	50	73	59	103	95	91	75	59

Fidelity® VIP High Income Portfolio Service Class 2 (05/01/2001)
Accumulation unit value at beginning of period	$1.67	$1.64	$1.46	$1.03	$1.40	$1.38	$1.26	$1.25	$1.16	$0.93
Accumulation unit value at end of period	$1.88	$1.67	$1.64	$1.46	$1.03	$1.40	$1.38	$1.26	$1.25	$1.16
Number of accumulation units outstanding at end of period (000 omitted)	52	73	89	126	167	212	221	208	190	108

Fidelity® VIP Mid Cap Portfolio Service Class 2 (05/01/2001)
Accumulation unit value at beginning of period	$2.12	$2.41	$1.90	$1.38	$2.32	$2.04	$1.84	$1.58	$1.29	$0.94
Accumulation unit value at end of period	$2.40	$2.12	$2.41	$1.90	$1.38	$2.32	$2.04	$1.84	$1.58	$1.29
Number of accumulation units outstanding at end of period (000 omitted)	629	812	1,103	2,608	3,630	3,308	3,045	2,336	1,901	1,151

FTVIPT Franklin Global Real Estate Securities Fund – Class 2 (09/22/1999)
Accumulation unit value at beginning of period	$1.80	$1.93	$1.62	$1.38	$2.43	$3.11	$2.61	$2.34	$1.80	$1.34
Accumulation unit value at end of period	$2.26	$1.80	$1.93	$1.62	$1.38	$2.43	$3.11	$2.61	$2.34	$1.80
Number of accumulation units outstanding at end of period (000 omitted)	211	253	310	433	475	605	706	734	760	676

FTVIPT Franklin Income Securities Fund – Class 2 (03/03/2000)
Accumulation unit value at beginning of period	$1.75	$1.74	$1.56	$1.17	$1.69	$1.65	$1.41	$1.41	$1.26	$0.97
Accumulation unit value at end of period	$1.95	$1.75	$1.74	$1.56	$1.17	$1.69	$1.65	$1.41	$1.41	$1.26
Number of accumulation units outstanding at end of period (000 omitted)	439	520	611	767	778	1,317	1,595	1,286	1,054	597

 54  WELLS FARGO ADVANTAGE CHOICE VARIABLE ANNUITY — PROSPECTUS

Variable account charges of 1.40% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

FTVIPT Franklin Small Cap Value Securities Fund – Class 2 (03/01/2002)
Accumulation unit value at beginning of period	$1.68	$1.77	$1.40	$1.10	$1.66	$1.73	$1.50	$1.40	$1.14	$0.88
Accumulation unit value at end of period	$1.96	$1.68	$1.77	$1.40	$1.10	$1.66	$1.73	$1.50	$1.40	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	113	131	165	253	474	771	847	873	749	442

FTVIPT Franklin Small-Mid Cap Growth Securities Fund – Class 2 (03/03/2000)
Accumulation unit value at beginning of period	$0.61	$0.65	$0.52	$0.36	$0.64	$0.59	$0.55	$0.53	$0.48	$0.36
Accumulation unit value at end of period	$0.67	$0.61	$0.65	$0.52	$0.36	$0.64	$0.59	$0.55	$0.53	$0.48
Number of accumulation units outstanding at end of period (000 omitted)	477	750	957	898	1,034	1,786	2,054	2,089	2,279	1,928

FTVIPT Mutual Shares Securities Fund – Class 2 (09/22/1999)
Accumulation unit value at beginning of period	$1.57	$1.61	$1.47	$1.18	$1.91	$1.87	$1.60	$1.47	$1.32	$1.07
Accumulation unit value at end of period	$1.77	$1.57	$1.61	$1.47	$1.18	$1.91	$1.87	$1.60	$1.47	$1.32
Number of accumulation units outstanding at end of period (000 omitted)	2,135	2,449	3,186	4,141	5,501	9,245	10,913	11,340	11,643	4,692

Goldman Sachs VIT Mid Cap Value Fund – Institutional Shares (10/04/1999)
Accumulation unit value at beginning of period	$2.48	$2.69	$2.18	$1.66	$2.68	$2.63	$2.30	$2.06	$1.66	$1.31
Accumulation unit value at end of period	$2.90	$2.48	$2.69	$2.18	$1.66	$2.68	$2.63	$2.30	$2.06	$1.66
Number of accumulation units outstanding at end of period (000 omitted)	579	677	832	1,840	2,222	2,403	2,113	1,230	591	432

Goldman Sachs VIT Structured U.S. Equity Fund – Institutional Shares (09/22/1999)
Accumulation unit value at beginning of period	$0.93	$0.91	$0.82	$0.68	$1.10	$1.13	$1.02	$0.97	$0.85	$0.67
Accumulation unit value at end of period	$1.05	$0.93	$0.91	$0.82	$0.68	$1.10	$1.13	$1.02	$0.97	$0.85
Number of accumulation units outstanding at end of period (000 omitted)	160	244	348	522	746	1,109	1,487	1,581	1,430	1,449

Invesco V.I. American Franchise Fund, Series I Shares (04/27/2012)
Accumulation unit value at beginning of period	$1.00	—	—	—	—	—	—	—	—	—
Accumulation unit value at end of period	$0.97	—	—	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	457	—	—	—	—	—	—	—	—	—

Invesco V.I. Core Equity Fund, Series I Shares (10/30/1997)
Accumulation unit value at beginning of period	$1.43	$1.45	$1.34	$1.06	$1.54	$1.45	$1.26	$1.21	$1.13	$0.92
Accumulation unit value at end of period	$1.61	$1.43	$1.45	$1.34	$1.06	$1.54	$1.45	$1.26	$1.21	$1.13
Number of accumulation units outstanding at end of period (000 omitted)	2,171	2,494	2,967	3,385	4,142	5,535	7,315	3,274	4,188	4,903

MFS® Investors Trust Series – Initial Class (03/03/2000)
Accumulation unit value at beginning of period	$0.97	$1.01	$0.92	$0.74	$1.12	$1.03	$0.92	$0.87	$0.79	$0.66
Accumulation unit value at end of period	$1.15	$0.97	$1.01	$0.92	$0.74	$1.12	$1.03	$0.92	$0.87	$0.79
Number of accumulation units outstanding at end of period (000 omitted)	94	108	173	195	262	527	652	657	588	505

MFS® Utilities Series – Initial Class (09/22/1999)
Accumulation unit value at beginning of period	$2.23	$2.12	$1.89	$1.44	$2.34	$1.85	$1.43	$1.24	$0.97	$0.72
Accumulation unit value at end of period	$2.50	$2.23	$2.12	$1.89	$1.44	$2.34	$1.85	$1.43	$1.24	$0.97
Number of accumulation units outstanding at end of period (000 omitted)	652	680	798	879	996	1,393	1,751	1,748	1,935	1,996

Oppenheimer Global Fund/VA, Service Shares (05/01/2002)
Accumulation unit value at beginning of period	$1.45	$1.60	$1.40	$1.02	$1.74	$1.66	$1.43	$1.28	$1.09	$0.77
Accumulation unit value at end of period	$1.72	$1.45	$1.60	$1.40	$1.02	$1.74	$1.66	$1.43	$1.28	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	233	296	371	429	566	864	940	833	690	347

Oppenheimer Global Strategic Income Fund/VA, Service Shares (05/01/2002)
Accumulation unit value at beginning of period	$1.63	$1.64	$1.45	$1.24	$1.47	$1.36	$1.29	$1.27	$1.19	$1.03
Accumulation unit value at end of period	$1.81	$1.63	$1.64	$1.45	$1.24	$1.47	$1.36	$1.29	$1.27	$1.19
Number of accumulation units outstanding at end of period (000 omitted)	1,875	2,158	2,738	9,304	8,701	9,868	6,464	4,642	2,922	1,544

Putnam VT Global Health Care Fund – Class IB Shares (05/01/2002)
Accumulation unit value at beginning of period	$1.15	$1.18	$1.16	$0.94	$1.14	$1.17	$1.15	$1.03	$0.98	$0.84
Accumulation unit value at end of period	$1.38	$1.15	$1.18	$1.16	$0.94	$1.14	$1.17	$1.15	$1.03	$0.98
Number of accumulation units outstanding at end of period (000 omitted)	48	71	94	120	136	185	196	167	147	87

Putnam VT International Equity Fund – Class IB Shares (09/22/1999)
Accumulation unit value at beginning of period	$0.99	$1.20	$1.11	$0.90	$1.63	$1.53	$1.21	$1.10	$0.96	$0.76
Accumulation unit value at end of period	$1.19	$0.99	$1.20	$1.11	$0.90	$1.63	$1.53	$1.21	$1.10	$0.96
Number of accumulation units outstanding at end of period (000 omitted)	714	947	1,199	1,363	1,487	1,885	2,110	2,185	2,258	2,177

Putnam VT Multi-Cap Growth Fund – Class IB Shares (09/24/2010)
Accumulation unit value at beginning of period	$1.06	$1.13	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.22	$1.06	$1.13	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	210	256	347	—	—	—	—	—	—	—

Variable Portfolio – Partners Small Cap Value Fund (Class 3) (05/01/2002)
Accumulation unit value at beginning of period	$1.55	$1.64	$1.34	$0.99	$1.47	$1.57	$1.33	$1.27	$1.07	$0.79
Accumulation unit value at end of period	$1.73	$1.55	$1.64	$1.34	$0.99	$1.47	$1.57	$1.33	$1.27	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	973	1,139	1,364	1,800	2,045	2,297	2,129	2,323	692	192

WELLS FARGO ADVANTAGE CHOICE VARIABLE ANNUITY — PROSPECTUS 55

Variable account charges of 1.40% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

Wells Fargo Advantage VT Index Asset Allocation Fund – Class 2 (03/03/2000)
Accumulation unit value at beginning of period	$1.14	$1.09	$0.98	$0.86	$1.23	$1.15	$1.04	$1.01	$0.94	$0.78
Accumulation unit value at end of period	$1.27	$1.14	$1.09	$0.98	$0.86	$1.23	$1.15	$1.04	$1.01	$0.94
Number of accumulation units outstanding at end of period (000 omitted)	669	648	844	989	1,141	1,532	1,765	1,736	1,457	1,313

Wells Fargo Advantage VT International Equity Fund – Class 2 (07/31/2002)
Accumulation unit value at beginning of period	$1.43	$1.66	$1.44	$1.27	$2.20	$1.95	$1.61	$1.41	$1.20	$0.93
Accumulation unit value at end of period	$1.59	$1.43	$1.66	$1.44	$1.27	$2.20	$1.95	$1.61	$1.41	$1.20
Number of accumulation units outstanding at end of period (000 omitted)	197	277	324	434	491	679	717	623	663	493

Wells Fargo Advantage VT Intrinsic Value Fund – Class 2 (03/03/2000)
Accumulation unit value at beginning of period	$1.10	$1.14	$1.01	$0.88	$1.41	$1.39	$1.19	$1.14	$1.04	$0.84
Accumulation unit value at end of period	$1.29	$1.10	$1.14	$1.01	$0.88	$1.41	$1.39	$1.19	$1.14	$1.04
Number of accumulation units outstanding at end of period (000 omitted)	797	995	1,173	1,566	1,247	1,750	1,970	2,186	1,526	1,128

Wells Fargo Advantage VT Omega Growth Fund – Class 2 (07/31/2002)
Accumulation unit value at beginning of period	$1.82	$1.96	$1.66	$1.17	$1.64	$1.49	$1.43	$1.40	$1.33	$0.96
Accumulation unit value at end of period	$2.17	$1.82	$1.96	$1.66	$1.17	$1.64	$1.49	$1.43	$1.40	$1.33
Number of accumulation units outstanding at end of period (000 omitted)	1,453	1,779	2,121	276	333	464	531	573	580	441

Wells Fargo Advantage VT Opportunity Fund – Class 2 (08/26/2011)
Accumulation unit value at beginning of period	$1.05	$1.00	—	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.19	$1.05	—	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	356	501	—	—	—	—	—	—	—	—

Wells Fargo Advantage VT Small Cap Growth Fund – Class 2 (03/03/2000)
Accumulation unit value at beginning of period	$0.58	$0.62	$0.49	$0.33	$0.57	$0.50	$0.42	$0.40	$0.35	$0.25
Accumulation unit value at end of period	$0.62	$0.58	$0.62	$0.49	$0.33	$0.57	$0.50	$0.42	$0.40	$0.35
Number of accumulation units outstanding at end of period (000 omitted)	490	627	785	586	966	992	1,281	1,363	1,351	1,424

Wells Fargo Advantage VT Total Return Bond Fund – Class 2 (03/03/2000)
Accumulation unit value at beginning of period	$1.78	$1.67	$1.58	$1.43	$1.42	$1.35	$1.32	$1.31	$1.28	$1.19
Accumulation unit value at end of period	$1.86	$1.78	$1.67	$1.58	$1.43	$1.42	$1.35	$1.32	$1.31	$1.28
Number of accumulation units outstanding at end of period (000 omitted)	1,602	1,785	2,234	2,406	2,685	3,965	5,543	2,193	622	225

Variable account charges of 1.80% of the daily net assets of the variable account.
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

Columbia Variable Portfolio – Cash Management Fund (Class 3) (03/01/2002)
Accumulation unit value at beginning of period	$0.98	$0.99	$1.01	$1.03	$1.03	$1.00	$0.97	$0.96	$0.97	$0.99
Accumulation unit value at end of period	$0.96	$0.98	$0.99	$1.01	$1.03	$1.03	$1.00	$0.97	$0.96	$0.97
Number of accumulation units outstanding at end of period (000 omitted)	410	653	834	1,528	1,406	472	174	48	24	21

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3) (03/01/2002)
Accumulation unit value at beginning of period	$1.39	$1.49	$1.29	$1.03	$1.77	$1.67	$1.42	$1.27	$1.10	$0.80
Accumulation unit value at end of period	$1.55	$1.39	$1.49	$1.29	$1.03	$1.77	$1.67	$1.42	$1.27	$1.10
Number of accumulation units outstanding at end of period (000 omitted)	545	634	679	1,821	1,767	1,539	1,423	623	—	—

Columbia Variable Portfolio – High Yield Bond Fund (Class 3) (03/01/2002)
Accumulation unit value at beginning of period	$1.70	$1.64	$1.47	$0.97	$1.32	$1.32	$1.21	$1.19	$1.08	$0.92
Accumulation unit value at end of period	$1.93	$1.70	$1.64	$1.47	$0.97	$1.32	$1.32	$1.21	$1.19	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	855	1,573	1,532	530	531	665	974	531	170	—

Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3) (03/03/2003)
Accumulation unit value at beginning of period	$1.34	$1.29	$1.12	$0.92	$1.62	$1.60	$1.42	$1.36	$1.31	$1.00
Accumulation unit value at end of period	$1.50	$1.34	$1.29	$1.12	$0.92	$1.62	$1.60	$1.42	$1.36	$1.31
Number of accumulation units outstanding at end of period (000 omitted)	445	540	619	709	709	647	681	810	502	—

Columbia Variable Portfolio – Select Smaller-Cap Value Fund (Class 3) (03/01/2002)
Accumulation unit value at beginning of period	$1.40	$1.56	$1.25	$0.91	$1.51	$1.61	$1.47	$1.42	$1.22	$0.84
Accumulation unit value at end of period	$1.62	$1.40	$1.56	$1.25	$0.91	$1.51	$1.61	$1.47	$1.42	$1.22
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 3) (03/01/2002)
Accumulation unit value at beginning of period	$1.05	$1.06	$1.05	$1.01	$1.05	$1.02	$1.00	$1.00	$1.01	$1.02
Accumulation unit value at end of period	$1.05	$1.05	$1.06	$1.05	$1.01	$1.05	$1.02	$1.00	$1.00	$1.01
Number of accumulation units outstanding at end of period (000 omitted)	1,195	135	188	580	530	419	519	197	31	39

The Dreyfus Socially Responsible Growth Fund, Inc., Initial Shares (03/03/2003)
Accumulation unit value at beginning of period	$1.46	$1.48	$1.31	$1.00	$1.55	$1.46	$1.36	$1.34	$1.28	$1.00
Accumulation unit value at end of period	$1.61	$1.46	$1.48	$1.31	$1.00	$1.55	$1.46	$1.36	$1.34	$1.28
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—

 56  WELLS FARGO ADVANTAGE CHOICE VARIABLE ANNUITY — PROSPECTUS

Variable account charges of 1.80% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

Fidelity® VIP Dynamic Capital Appreciation Portfolio Service Class 2 (03/03/2003)
Accumulation unit value at beginning of period	$1.49	$1.56	$1.35	$1.01	$1.76	$1.68	$1.50	$1.26	$1.27	$1.00
Accumulation unit value at end of period	$1.79	$1.49	$1.56	$1.35	$1.01	$1.76	$1.68	$1.50	$1.26	$1.27
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—

Fidelity® VIP High Income Portfolio Service Class 2 (03/03/2003)
Accumulation unit value at beginning of period	$1.68	$1.65	$1.48	$1.05	$1.43	$1.42	$1.30	$1.29	$1.20	$1.00
Accumulation unit value at end of period	$1.88	$1.68	$1.65	$1.48	$1.05	$1.43	$1.42	$1.30	$1.29	$1.20
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	11	11	11	42	33

Fidelity® VIP Mid Cap Portfolio Service Class 2 (03/01/2002)
Accumulation unit value at beginning of period	$1.93	$2.21	$1.75	$1.27	$2.15	$1.90	$1.72	$1.48	$1.21	$0.89
Accumulation unit value at end of period	$2.17	$1.93	$2.21	$1.75	$1.27	$2.15	$1.90	$1.72	$1.48	$1.21
Number of accumulation units outstanding at end of period (000 omitted)	137	159	168	420	542	458	374	196	54	19

FTVIPT Franklin Global Real Estate Securities Fund – Class 2 (03/03/2003)
Accumulation unit value at beginning of period	$1.27	$1.38	$1.16	$0.99	$1.75	$2.25	$1.90	$1.70	$1.32	$1.00
Accumulation unit value at end of period	$1.59	$1.27	$1.38	$1.16	$0.99	$1.75	$2.25	$1.90	$1.70	$1.32
Number of accumulation units outstanding at end of period (000 omitted)	50	57	58	67	72	63	49	58	102	—

FTVIPT Franklin Income Securities Fund – Class 2 (03/03/2003)
Accumulation unit value at beginning of period	$1.76	$1.75	$1.58	$1.19	$1.72	$1.69	$1.45	$1.46	$1.30	$1.00
Accumulation unit value at end of period	$1.95	$1.76	$1.75	$1.58	$1.19	$1.72	$1.69	$1.45	$1.46	$1.30
Number of accumulation units outstanding at end of period (000 omitted)	102	116	141	163	211	384	323	299	191	95

FTVIPT Franklin Small Cap Value Securities Fund – Class 2 (03/01/2002)
Accumulation unit value at beginning of period	$1.61	$1.71	$1.36	$1.07	$1.62	$1.69	$1.47	$1.38	$1.14	$0.88
Accumulation unit value at end of period	$1.88	$1.61	$1.71	$1.36	$1.07	$1.62	$1.69	$1.47	$1.38	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	15	15	16	16	15	15	22	22	23	20

FTVIPT Franklin Small-Mid Cap Growth Securities Fund – Class 2 (03/01/2002)
Accumulation unit value at beginning of period	$1.24	$1.33	$1.06	$0.75	$1.33	$1.22	$1.14	$1.11	$1.01	$0.75
Accumulation unit value at end of period	$1.35	$1.24	$1.33	$1.06	$0.75	$1.33	$1.22	$1.14	$1.11	$1.01
Number of accumulation units outstanding at end of period (000 omitted)	7	8	8	8	8	8	—	—	—	—

FTVIPT Mutual Shares Securities Fund – Class 2 (03/01/2002)
Accumulation unit value at beginning of period	$1.23	$1.27	$1.16	$0.94	$1.52	$1.50	$1.29	$1.19	$1.07	$0.87
Accumulation unit value at end of period	$1.39	$1.23	$1.27	$1.16	$0.94	$1.52	$1.50	$1.29	$1.19	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	9	8	31	31	47	94	154	—	138	153

Goldman Sachs VIT Mid Cap Value Fund – Institutional Shares (03/03/2003)
Accumulation unit value at beginning of period	$1.92	$2.09	$1.70	$1.30	$2.10	$2.07	$1.82	$1.64	$1.33	$1.00
Accumulation unit value at end of period	$2.23	$1.92	$2.09	$1.70	$1.30	$2.10	$2.07	$1.82	$1.64	$1.33
Number of accumulation units outstanding at end of period (000 omitted)	268	328	351	586	656	751	676	425	165	—

Goldman Sachs VIT Structured U.S. Equity Fund – Institutional Shares (03/03/2003)
Accumulation unit value at beginning of period	$1.41	$1.38	$1.24	$1.04	$1.69	$1.75	$1.57	$1.51	$1.33	$1.00
Accumulation unit value at end of period	$1.58	$1.41	$1.38	$1.24	$1.04	$1.69	$1.75	$1.57	$1.51	$1.33
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	54	—

Invesco V.I. American Franchise Fund, Series I Shares (04/27/2012)
Accumulation unit value at beginning of period	$1.00	—	—	—	—	—	—	—	—	—
Accumulation unit value at end of period	$0.96	—	—	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—

Invesco V.I. Core Equity Fund, Series I Shares (04/28/2006)
Accumulation unit value at beginning of period	$1.05	$1.07	$0.99	$0.79	$1.15	$1.08	$1.00	—	—	—
Accumulation unit value at end of period	$1.17	$1.05	$1.07	$0.99	$0.79	$1.15	$1.08	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	12	12	12	12	12	12	12	—	—	—

MFS® Investors Trust Series – Initial Class (03/03/2003)
Accumulation unit value at beginning of period	$1.49	$1.55	$1.42	$1.14	$1.73	$1.60	$1.44	$1.37	$1.25	$1.00
Accumulation unit value at end of period	$1.74	$1.49	$1.55	$1.42	$1.14	$1.73	$1.60	$1.44	$1.37	$1.25
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—

MFS® Utilities Series – Initial Class (03/03/2003)
Accumulation unit value at beginning of period	$2.96	$2.83	$2.53	$1.93	$3.16	$2.51	$1.95	$1.70	$1.33	$1.00
Accumulation unit value at end of period	$3.30	$2.96	$2.83	$2.53	$1.93	$3.16	$2.51	$1.95	$1.70	$1.33
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—

Oppenheimer Global Fund/VA, Service Shares (08/30/2002)
Accumulation unit value at beginning of period	$1.67	$1.86	$1.63	$1.19	$2.04	$1.96	$1.70	$1.51	$1.30	$0.92
Accumulation unit value at end of period	$1.98	$1.67	$1.86	$1.63	$1.19	$2.04	$1.96	$1.70	$1.51	$1.30
Number of accumulation units outstanding at end of period (000 omitted)	65	70	72	74	68	76	62	54	101	83

WELLS FARGO ADVANTAGE CHOICE VARIABLE ANNUITY — PROSPECTUS 57

Variable account charges of 1.80% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

Oppenheimer Global Strategic Income Fund/VA, Service Shares (08/30/2002)
Accumulation unit value at beginning of period	$1.48	$1.50	$1.33	$1.14	$1.36	$1.26	$1.20	$1.19	$1.12	$1.04
Accumulation unit value at end of period	$1.64	$1.48	$1.50	$1.33	$1.14	$1.36	$1.26	$1.20	$1.19	$1.12
Number of accumulation units outstanding at end of period (000 omitted)	583	673	772	1,984	1,801	2,174	1,584	1,042	417	—

Putnam VT Global Health Care Fund – Class IB Shares (08/30/2002)
Accumulation unit value at beginning of period	$1.28	$1.32	$1.31	$1.06	$1.30	$1.33	$1.32	$1.18	$1.12	$0.97
Accumulation unit value at end of period	$1.53	$1.28	$1.32	$1.31	$1.06	$1.30	$1.33	$1.32	$1.18	$1.12
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	5	5	5	5	5	—	—

Putnam VT International Equity Fund – Class IB Shares (03/01/2002)
Accumulation unit value at beginning of period	$1.05	$1.29	$1.19	$0.98	$1.77	$1.67	$1.33	$1.20	$1.06	$0.84
Accumulation unit value at end of period	$1.26	$1.05	$1.29	$1.19	$0.98	$1.77	$1.67	$1.33	$1.20	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	12	12	12	12	12	12	12	14	14	—

Putnam VT Multi-Cap Growth Fund – Class IB Shares (09/24/2010)
Accumulation unit value at beginning of period	$1.05	$1.13	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.21	$1.05	$1.13	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—

Variable Portfolio – Partners Small Cap Value Fund (Class 3) (07/31/2002)
Accumulation unit value at beginning of period	$1.81	$1.92	$1.57	$1.17	$1.75	$1.87	$1.58	$1.52	$1.29	$0.96
Accumulation unit value at end of period	$2.01	$1.81	$1.92	$1.57	$1.17	$1.75	$1.87	$1.58	$1.52	$1.29
Number of accumulation units outstanding at end of period (000 omitted)	436	509	542	656	739	794	763	746	325	—

Wells Fargo Advantage VT Index Asset Allocation Fund – Class 2 (03/03/2003)
Accumulation unit value at beginning of period	$1.47	$1.40	$1.26	$1.11	$1.60	$1.51	$1.37	$1.33	$1.24	$1.00
Accumulation unit value at end of period	$1.63	$1.47	$1.40	$1.26	$1.11	$1.60	$1.51	$1.37	$1.33	$1.24
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	166

Wells Fargo Advantage VT International Equity Fund – Class 2 (07/31/2002)
Accumulation unit value at beginning of period	$1.37	$1.60	$1.40	$1.24	$2.15	$1.91	$1.58	$1.39	$1.19	$0.93
Accumulation unit value at end of period	$1.53	$1.37	$1.60	$1.40	$1.24	$2.15	$1.91	$1.58	$1.39	$1.19
Number of accumulation units outstanding at end of period (000 omitted)	8	8	8	21	19	25	31	25	—	—

Wells Fargo Advantage VT Intrinsic Value Fund – Class 2 (03/03/2003)
Accumulation unit value at beginning of period	$1.30	$1.35	$1.21	$1.05	$1.69	$1.67	$1.44	$1.39	$1.27	$1.00
Accumulation unit value at end of period	$1.53	$1.30	$1.35	$1.21	$1.05	$1.69	$1.67	$1.44	$1.39	$1.27
Number of accumulation units outstanding at end of period (000 omitted)	311	392	421	462	406	411	409	465	288	—

Wells Fargo Advantage VT Omega Growth Fund – Class 2 (07/31/2002)
Accumulation unit value at beginning of period	$1.76	$1.89	$1.61	$1.14	$1.60	$1.46	$1.41	$1.38	$1.32	$0.96
Accumulation unit value at end of period	$2.08	$1.76	$1.89	$1.61	$1.14	$1.60	$1.46	$1.41	$1.38	$1.32
Number of accumulation units outstanding at end of period (000 omitted)	426	503	552	6	8	23	32	31	2	—

Wells Fargo Advantage VT Opportunity Fund – Class 2 (08/26/2011)
Accumulation unit value at beginning of period	$1.05	$1.00	—	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.19	$1.05	—	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	10	11	—	—	—	—	—	—	—	—

Wells Fargo Advantage VT Small Cap Growth Fund – Class 2 (03/03/2003)
Accumulation unit value at beginning of period	$2.36	$2.52	$2.02	$1.35	$2.34	$2.10	$1.74	$1.67	$1.49	$1.00
Accumulation unit value at end of period	$2.50	$2.36	$2.52	$2.02	$1.35	$2.34	$2.10	$1.74	$1.67	$1.49
Number of accumulation units outstanding at end of period (000 omitted)	4	4	5	4	5	4	5	5	5	—

Wells Fargo Advantage VT Total Return Bond Fund – Class 2 (03/03/2003)
Accumulation unit value at beginning of period	$1.37	$1.28	$1.22	$1.11	$1.10	$1.06	$1.04	$1.04	$1.01	$1.00
Accumulation unit value at end of period	$1.42	$1.37	$1.28	$1.22	$1.11	$1.10	$1.06	$1.04	$1.04	$1.01
Number of accumulation units outstanding at end of period (000 omitted)	381	428	483	660	649	1,137	1,856	658	206	—

 58  WELLS FARGO ADVANTAGE CHOICE VARIABLE ANNUITY — PROSPECTUS

Table of Contents of the Statement of Additional Information

Calculating Annuity Payouts	p. 3

Rating Agencies	p. 4

Revenues Received During Calendar Year 2012	p. 4

Principal Underwriter	p. 5

Independent Registered Public Accounting Firms	p. 5

Condensed Financial Information (Unaudited)	p. 6

Financial Statements

WELLS FARGO ADVANTAGE CHOICE VARIABLE ANNUITY — PROSPECTUS 59

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RiverSource Life Insurance Company
829 Ameriprise Financial Center
Minneapolis, MN 55474
1-800-333-3437

RiverSource Distributors, Inc. (Distributor), Member FINRA.
Insurance and annuity products are issued by RiverSource Life Insurance Company.

©2008-2013 RiverSource Life Insurance Company. All rights reserved.
45270 P (4/13)

Prospectus

April 29, 2013

RiverSource®

Signature Variable Annuity
INDIVIDUAL FLEXIBLE PREMIUM DEFERRED COMBINATION FIXED/VARIABLE ANNUITY

Issued by:	RiverSource Life Insurance Company (RiverSource Life)

829 Ameriprise Financial Center
Minneapolis, MN 55474
Telephone: 1-800-333-3437
(Corporate Office)
RiverSource Variable Annuity Account/RiverSource MVA Account

New contracts are not currently being offered.

This prospectus contains information that you should know before investing. Prospectuses are also available for:

•	AllianceBernstein Variable Products Series Fund, Inc.
•	Columbia Funds Variable Series Trust II
•	Credit Suisse Trust
•	Fidelity® Variable Insurance Products – Service Class
•	Franklin® Templeton® Variable Insurance Products Trust (FTVIPT) – Class 2
•	Goldman Sachs Variable Insurance Trust (VIT)
•	Invesco Variable Insurance Funds
•	Janus Aspen Series: Service Shares
•	J.P. Morgan Series Trust II
•	Lazard Retirement Series, Inc.
•	Lincoln Variable Insurance Product Trust (LVIP)
•	MFS® Variable Insurance Trustsm
•	Putnam Variable Trust – Class IB Shares
•	Royce Capital Fund
•	Third Avenue Variable Series Trust
•	Wanger Advisors Trust

Please read the prospectuses carefully and keep them for future reference.
This contract provides for contract value credits. The death benefits for contracts with such credits may be lower than for contracts without such credits. The amount of the credit may be more than offset by the reduction in the death benefits provided. The credits may be reversed. (See “Valuing Your Investment — Contract Value Credits.”)
The Securities and Exchange Commission (SEC) has not approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

An investment in this contract is not a deposit of a bank or financial institution and is not insured or guaranteed by the Federal Deposit Insurance Corporation (FDIC) or any other government agency. An investment in this contract involves investment risk including the possible loss of principal.

A Statement of Additional Information (SAI), dated the same date as this prospectus, is incorporated by reference into this prospectus. It is filed with the SEC and is available without charge by contacting RiverSource Life at the telephone number and address listed above. The table of contents of the SAI is on the last page of this prospectus. The SEC maintains an Internet site. This prospectus, the SAI and other information about the product are available on the EDGAR Database on the SEC’s Internet site at (http://www.sec.gov).

Variable annuities are insurance products that are complex investment vehicles. Before you invest, be sure to ask your investment professional about the variable annuity’s features, benefits, risks and fees, and whether the variable annuity is appropriate for you, based upon your financial situation and objectives.
The contract and/or certain optional benefits described in this prospectus may not be available in all jurisdictions. This prospectus constitutes an offering or solicitation only in those jurisdictions where such offering or solicitation may lawfully be made. State variations are covered in a special contract form used in that state. This prospectus provides a general description of the contract. Your actual contract and any riders or endorsements are the controlling documents.

RiverSource Life has not authorized any person to give any information or to make any representations regarding the contract other than those contained in this prospectus or the fund prospectuses. Do not rely on any such information or representations.
RiverSource Life offers several different annuities which your investment professional may or may not be authorized to offer to you. Each annuity has different features and benefits that may be appropriate for you based on your financial situation and needs, your age and how you intend to use the annuity. The different features and benefits may include the investment and fund manager options, variations in interest rate amount and guarantees, credits, withdrawal charge schedules and access to annuity account values. The fees and charges may also be different between each annuity.

RIVERSOURCE SIGNATURE VARIABLE ANNUITY — PROSPECTUS 1

 2  RIVERSOURCE SIGNATURE VARIABLE ANNUITY — PROSPECTUS

Key Terms

These terms can help you understand details about your contract.

Accumulation unit: A measure of the value of each subaccount before annuity payouts begin.

Annuitant: The person or persons on whose life or life expectancy the annuity payouts are based.

Annuity payouts: An amount paid at regular intervals under one of several plans.

Assumed investment rate: The rate of return we assume your investments will earn when we calculate your initial annuity payout amount using the annuity table in your contract. The standard assumed investment rate we use is 5% but you may request we substitute an assumed investment rate of 3.5%.

Beneficiary: The person you designate to receive benefits in case of the owner’s or annuitant’s death while the contract is in force.

Close of business: The time the New York Stock Exchange (NYSE) closes (4 p.m. Eastern time unless the NYSE closes earlier).

Code: The Internal Revenue Code of 1986, as amended.

Contract: A deferred annuity contract that permits you to accumulate money for retirement by making one or more purchase payments. It provides for lifetime or other forms of payouts beginning at a specified time in the future.

Contract value: The total value of your contract before we deduct any applicable charges.

Contract year: A period of 12 months, starting on the effective date of your contract and on each anniversary of the effective date.

Funds: Investment options under your contract. You may allocate your purchase payments into subaccounts investing in shares of the funds.

Good order: We cannot process your transaction request relating to the contract until we have received the request in good order at our corporate office. “Good order” means the actual receipt of the requested transaction in writing, along with all information, forms and supporting legal documentation necessary to effect the transaction. To be in “good order,” your instructions must be sufficiently clear so that we do not need to exercise any discretion to follow such instructions. This information and documentation generally includes your completed request; the contract number; the transaction amount (in dollars); the names of and allocations to and/or from the subaccounts and the fixed account affected by the requested transaction; the signatures of all contract owners, exactly as registered on the contract, if necessary; Social Security Number or Taxpayer Identification Number; and any other information, forms or supporting documentation that we may require. With respect to purchase requests, “good order” also generally includes receipt of sufficient payment by us to effect the purchase. We may, in our sole discretion, determine whether any particular transaction request is in good order, and we reserve the right to change or waive any good order requirements at any time.

Guarantee Period: The number of successive 12-month periods that a guaranteed interest rate is credited.

Guarantee Period Accounts (GPAs): A nonunitized separate account to which you may allocate purchase payments or transfer contract value of at least $1,000. These accounts have guaranteed interest rates for guarantee periods we declare when you allocate purchase payments or transfer contract value to a GPA. These guaranteed rates and periods of time may vary by state. Unless an exception applies, transfers or withdrawals from a GPA done more than 30 days before the end of the guarantee period will receive a market value adjustment, which may result in a gain or loss of principal.

Market Value Adjustment (MVA): A positive or negative adjustment assessed if any portion of a Guarantee Period Account is withdrawn or transferred more than 30 days before the end of its guarantee period.

One-year fixed account: An account to which you may make allocations. Amounts you allocate to this account earn interest at rates that we declare periodically.

Owner (you, your): The person or persons identified in the contract as owner(s) of the contract, who has or have the right to control the contract (to decide on investment allocations, transfers, payout options, etc.). Usually, but not always, the owner is also the annuitant. During the owner’s life, the owner is responsible for taxes, regardless of whether he or she receives the contract’s benefits. When the contract is owned by a revocable trust, the annuitant selected should be the grantor of the trust to assure compliance with Section 72(s) of the Code.

Qualified annuity: A contract that you purchase to fund one of the following tax-deferred retirement plans that is subject to applicable federal law and any rules of the plan itself:

•	Individual Retirement Annuities (IRAs) including inherited IRAs under Section 408(b) of the Code

RIVERSOURCE SIGNATURE VARIABLE ANNUITY — PROSPECTUS 3

•	Roth IRAs including inherited Roth IRAs under Section 408A of the Code

•	SIMPLE IRAs under Section 408(p) of the Code

•	Simplified Employee Pension (SEP) plans under Section 408(k) of the Code

•	Tax-Sheltered Annuity (TSA) rollovers under Section 403(b) of the Code

A qualified annuity will not provide any necessary or additional tax deferral if it is used to fund a retirement plan that is already tax-deferred.

All other contracts are considered nonqualified annuities.

Retirement date: The date when annuity payouts are scheduled to begin.

Rider effective date: The date a rider becomes effective as stated in the rider.

RiverSource Life: In this prospectus, “we,” “us,” “our” and “RiverSource Life” refer to RiverSource Life Insurance Company.

Valuation date: Any normal business day, Monday through Friday, on which the NYSE is open, up to the close of business. At the close of business, the next valuation date begins. We calculate the accumulation unit value of each subaccount on each valuation date. If we receive your purchase payment or any transaction request (such as a transfer or withdrawal request) in good order at our corporate office before the close of business, we will process your payment or transaction using the accumulation unit value we calculate on the valuation date we received your payment or transaction request. On the other hand, if we receive your purchase payment or transaction request in good order at our corporate office at or after the close of business, we will process your payment or transaction using the accumulation unit value we calculate on the next valuation date. If you make a transaction request by telephone (including by fax), you must have completed your transaction by the close of business in order for us to process it using the accumulation unit value we calculate on that valuation date. If you were not able to complete your transaction before the close of business for any reason, including telephone service interruptions or delays due to high call volume, we will process your transaction using the accumulation unit value we calculate on the next valuation date.

Variable account: Consists of separate subaccounts to which you may allocate purchase payments; each invests in shares of one fund. The value of your investment in each subaccount changes with the performance of the particular fund.

Withdrawal value: The amount you are entitled to receive if you make a full withdrawal from your contract. It is the contract value minus any applicable charges.

 4  RIVERSOURCE SIGNATURE VARIABLE ANNUITY — PROSPECTUS

The Contract in Brief

Purpose: The purpose of the contract is to allow you to accumulate money for retirement. You do this by making one or more purchase payments. You may allocate your purchase payments to the GPAs, one-year fixed account and/or subaccounts under the contract. These accounts, in turn, may earn returns that increase the value of the contract. If the contract value goes to zero due to underlying fund’s performance or deduction of fees, the contract will no longer be in force and the contract (including any death benefit riders) will terminate. Beginning at a specified time in the future called the retirement date, the contract provides lifetime or other forms of payout of your contract value (less any applicable premium tax).

It may have not been advantageous for you to purchase this contract in exchange for, or in addition to, an existing annuity or life insurance policy. Generally, you can exchange one annuity for another or for a long-term care policy in a “tax-free” exchange under Section 1035 of the Code. You can also do a partial exchange from one annuity contract to another annuity contract, subject to Internal Revenue Service (“IRS”) rules. You also generally can exchange a life insurance policy for an annuity. However, before making an exchange, you should compare both contracts carefully because the features and benefits may be different. Fees and charges may be higher or lower on your old contract than on this contract. You may have to pay a withdrawal charge when you exchange out of your old contract and a new withdrawal charge period will begin when you exchange into this contract. If the exchange does not qualify for Section 1035 treatment, you also may have to pay federal income tax on the distribution. State income taxes may also apply. You should not exchange your old contract for this contract, or buy this contract in addition to your old contract, unless you determine it is in your best interest. (See “Taxes-1035 Exchanges”.)

Tax-deferred retirement plans: Most annuities have a tax-deferred feature. So do many retirement plans under the Code. As a result, when you use a qualified annuity to fund a retirement plan that is tax-deferred, your contract will not provide any necessary or additional tax deferral for that retirement plan. A qualified annuity has features other than tax deferral that may help you reach your retirement goals. In addition, the Code subjects retirement plans to required withdrawals triggered at a certain age. These mandatory withdrawals are called required minimum distributions (“RMDs”). RMDs may reduce the value of certain death benefits and optional riders (see “Taxes — Qualified Annuities — Required Minimum Distributions”). You should consult your tax advisor before you purchase the contract as a qualified annuity for an explanation of the tax implications to you.

Accounts: Generally, you may allocate your purchase payments among the:

•	subaccounts, each of which invests in a fund with a particular investment objective. The value of each subaccount varies with the performance of the particular fund in which it invests. We cannot guarantee that the value at the retirement date will equal or exceed the total purchase payments you allocate to the subaccounts. (See “The Variable Account and the Funds”).

•	GPAs which earn interest at rates declared when you make an allocation to that account. The required minimum investment in each GPA is $1,000. These accounts may not be available in all states. (See “The Guarantee Period Accounts (GPAs)”)

•	one-year fixed account, which earns interest at rates that we adjust periodically. There are restrictions on the amount you can allocate to this account as well as on transfers from this account. (See “The One-Year Fixed Account”)

Buying a contract: We no longer offer new contracts. However, you have the option of making additional purchase payments to your contract. Some states have time limitations for making additional payments. (See “Buying Your Contract”)

Transfers: Subject to certain restrictions, you currently may redistribute your contract value among the accounts without charge at any time until annuity payouts begin, and once per contract year among the subaccounts after annuity payouts begin. Transfers out of the GPAs done more than 30 days before the end of the guarantee period will be subject to a MVA unless the transfer is an automated transfer from the two-year GPA as part of a dollar-cost averaging program or an interest sweep strategy. You may establish automated transfers among the accounts. (We reserve the right to limit transfers to the GPAs and the one-year fixed account if the interest rate we are then currently crediting is equal to the minimum interest rate stated in the contract.) (see “Making the Most of Your Contract — Transferring Among Accounts”)

Withdrawals: You may withdraw all or part of your contract value at any time before the retirement date. You also may establish automated partial withdrawals. Withdrawals may be subject to charges and tax penalties (including a 10% IRS penalty that may apply if you make withdrawals prior to your reaching age 59 1/2) and may have other tax consequences. Certain other restrictions may apply. (See “Withdrawals”)

Optional benefits: This contract offers optional features that are available for additional charges if you meet certain criteria. (See “Optional Benefits”)

Benefits in case of death: If you or the annuitant die before annuity payouts begin, we will pay the beneficiary an amount at least equal to the contract value. (See “Benefits in Case of Death”)

RIVERSOURCE SIGNATURE VARIABLE ANNUITY — PROSPECTUS 5

Annuity payouts: You can apply your contract value, after reflecting any adjustments, to an annuity payout plan that begins on the retirement date. You may choose from a variety of plans to make sure that payouts continue as long as you like. The payout schedule must meet IRS requirements. We can make payouts on a fixed or variable basis, or both. During the annuity payout period, your choices for subaccounts may be limited. The GPAs are not available during the payout period. (See “The Annuity Payout Period”).

Taxes: Generally, income earned on your contract value grows tax-deferred until you make withdrawals or begin to receive payouts. (Under certain circumstances, IRS penalty taxes may apply.) The tax treatment of qualified and non-qualified annuities differs. Even if you direct payouts to someone else, you will be taxed on the income if you are the owner. (See “Taxes”).

 6  RIVERSOURCE SIGNATURE VARIABLE ANNUITY — PROSPECTUS

Expense Summary

The following tables describe the fees and expenses that you will pay when buying, owning and making a withdrawal from the contract. The first table describes the fees and expenses that you paid at the time that you bought the contract and will pay when you make a withdrawal from the contract. State premium taxes also may be deducted.

CONTRACT OWNER TRANSACTION EXPENSES

Withdrawal charge

(Contingent deferred sales charge as a percentage of purchase payments withdrawn)

Years from purchase	Withdrawal charge
payment receipt	percentage

1	7%

2	7

3	6

4	6

5	5

6	4

7	2

Thereafter	0

Withdrawal charge under Annuity Payout Plan E — Payouts for a specified period: If you are receiving variable annuity payments under this annuity payout plan, you can choose to take a withdrawal. The amount that you can withdraw is the present value of any remaining variable payouts. The discount rate we use in the calculation will be 5.17% for the assumed investment return of 3.5% and 6.67% for the assumed investment return of 5.0%. The withdrawal charge equals the present value of the remaining payouts using the assumed investment return minus the present value of the remaining payouts using the discount rate. (See “Charges — Withdrawal Charge” and “The Annuity Payout Period — Annuity Payout Plans.”)

The next two tables describe the fees and expenses that you will pay periodically during the time that you own the contract, not including fund fees and expenses.

ANNUAL VARIABLE ACCOUNT EXPENSES
(As a percentage of average daily subaccount value.)

Variable account administrative charge	0.15%

Mortality and expense risk fee	1.25

Total annual variable account expenses	1.40%

OTHER ANNUAL EXPENSES

Annual contract administrative charge	$30

(We will waive this charge when your contract value is $50,000 or more on the current contract anniversary.)

Guaranteed Minimum Income Benefit Rider (GMIB) fee	0.35%	*

(As a percentage of the adjusted contract value charged annually on the contract anniversary.)

8% Performance Credit Rider (PCR) fee	0.25%	*

(As a percentage of the contract value charged annually on the contract anniversary.)

*	This fee apples only if you elect this optional feature.

RIVERSOURCE SIGNATURE VARIABLE ANNUITY — PROSPECTUS 7

ANNUAL OPERATING EXPENSES OF THE FUNDS
The next two tables describe the operating expenses of the funds that you may pay periodically during the time that you own the contract. These operating expenses are for the fiscal year ended Dec. 31, 2012, unless otherwise noted. The first table shows the minimum and maximum total operating expenses charged by the funds. The second table shows the total operating expenses charged by each fund. More detail concerning each fund’s fees and expenses is contained in the prospectus for each fund.

Minimum and maximum annual operating expenses for the funds

(Including management fee, distribution and/or service (12b-1) fees and other expenses)(1)

	Minimum	Maximum

Total expenses before fee waivers and/or expense reimbursements	0.60%	3.23%

(1)	Each fund deducts management fees and other expenses from fund assets. Fund assets include amounts you allocate to a particular fund. Funds may also charge 12b-1 fees that are used to finance any activity that is primarily intended to result in the sale of fund shares. Because 12b-1 fees are paid out of fund assets on an ongoing basis, you may pay more if you select subaccounts investing in funds that have adopted 12b-1 plans than if you select subaccounts investing in funds that have not adopted 12b-1 plans. The fund or the fund’s affiliates may pay us or our affiliates for promoting and supporting the offer, sale and servicing of fund shares. In addition, the fund’s distributor and/or investment adviser, transfer agent or their affiliates may pay us or our affiliates for various services we or our affiliates provide. The amount of these payments will vary by fund and may be significant. See “The Variable Account and the Funds” for additional information, including potential conflicts of interest these payments may create. For a more complete description of each fund’s fees and expenses and important disclosure regarding payments the fund and/or its affiliates make, please review the fund’s prospectus and SAI.

Total annual operating expenses for each fund*

(Before fee waivers and/or expense reimbursements, if applicable, as a percentage of average daily net assets)

				Acquired fund	Gross total
	Management	12b-1	Other	fees and	annual
Fund name**	fees	fees	expenses	expenses***	expenses

AllianceBernstein VPS Global Thematic Growth Portfolio (Class B)	0.75%	0.25%	0.24%	—%	1.24%

AllianceBernstein VPS Intermediate Bond Portfolio (Class B)	0.45	0.25	0.26	—	0.96

AllianceBernstein VPS Large Cap Growth Portfolio (Class B)	0.75	0.25	0.11	—	1.11

Columbia Variable Portfolio – Balanced Fund (Class 3)	0.64	0.13	0.15	—	0.92

Columbia Variable Portfolio – Cash Management Fund (Class 3)	0.33	0.13	0.14	—	0.60	(1)

Columbia Variable Portfolio – Diversified Bond Fund (Class 3)	0.41	0.13	0.13	—	0.67

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3)**	0.57	0.13	0.12	—	0.82

Columbia Variable Portfolio – High Yield Bond Fund (Class 3)	0.58	0.13	0.17	—	0.88	(1)

Columbia Variable Portfolio – Large Cap Growth Fund (Class 3)	0.71	0.13	0.17	—	1.01	(1)

Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3)**	0.66	0.13	0.14	0.01	0.94

Columbia Variable Portfolio – Select Smaller-Cap Value Fund (Class 3)	0.79	0.13	0.22	—	1.14	(1)

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 3)**	0.36	0.13	0.14	—	0.63

Fidelity® VIP Growth & Income Portfolio Service Class	0.46	0.10	0.13	—	0.69

Fidelity® VIP Mid Cap Portfolio Service Class	0.56	0.10	0.09	—	0.75

Fidelity® VIP Overseas Portfolio Service Class	0.71	0.10	0.14	—	0.95

FTVIPT Franklin Global Real Estate Securities Fund – Class 2	0.80	0.25	0.31	—	1.36

FTVIPT Mutual Shares Securities Fund – Class 2	0.60	0.25	0.11	—	0.96

FTVIPT Templeton Foreign Securities Fund – Class 2	0.64	0.25	0.15	—	1.04

Goldman Sachs VIT Strategic Growth Fund – Institutional Shares	0.75	—	0.09	—	0.84	(2)

Goldman Sachs VIT Strategic International Equity Fund – Institutional Shares	0.85	—	0.18	—	1.03	(3)

Goldman Sachs VIT Structured U.S. Equity Fund – Institutional Shares	0.62	—	0.10	—	0.72	(4)

Invesco V.I. American Franchise Fund, Series I Shares**	0.68	—	0.30	—	0.98	(5)

Invesco V.I. Core Equity Fund, Series I Shares	0.61	—	0.29	—	0.90

Invesco V.I. Mid Cap Growth Fund, Series I Shares**	0.75	—	0.37	—	1.12	(5)

Janus Aspen Series Enterprise Portfolio: Service Shares	0.64	0.25	0.05	—	0.94

Janus Aspen Series Global Technology Portfolio: Service Shares	0.64	0.25	0.12	—	1.01

Janus Aspen Series Janus Portfolio: Service Shares	0.48	0.25	0.05	—	0.78

 8  RIVERSOURCE SIGNATURE VARIABLE ANNUITY — PROSPECTUS

Total annual operating expenses for each fund* (continued)

(Before fee waivers and/or expense reimbursements, if applicable, as a percentage of average daily net assets)

				Acquired fund	Gross total
	Management	12b-1	Other	fees and	annual
Fund name**	fees	fees	expenses	expenses***	expenses

Janus Aspen Series Overseas Portfolio: Service Shares	0.44%	0.25%	0.05%	—%	0.74%

JPMorgan Insurance Trust U.S. Equity Portfolio – Class 1 Shares	0.55	—	0.26	—	0.81	(6)

Lazard Retirement International Equity Portfolio – Service Shares	0.75	0.25	0.10	—	1.10

Lazard Retirement U.S. Strategic Equity Portfolio – Service Shares	0.70	0.25	2.28	—	3.23	(7)

LVIP Baron Growth Opportunities Fund – Service Class	1.00	0.25	0.08	—	1.33	(8)

MFS® New Discovery Series – Initial Class	0.90	—	0.07	—	0.97

MFS® Research Series – Initial Class	0.75	—	0.12	—	0.87

MFS® Utilities Series – Initial Class	0.74	—	0.08	—	0.82

Putnam VT Growth and Income Fund – Class IB Shares	0.49	0.25	0.14	—	0.88

Putnam VT International Equity Fund – Class IB Shares	0.71	0.25	0.18	—	1.14

Putnam VT International Growth Fund – Class IB Shares	0.94	0.25	0.35	—	1.54	(9)

Royce Capital Fund – Micro-Cap Portfolio, Investment Class	1.25	—	0.08	—	1.33

Royce Capital Fund – Small-Cap Portfolio, Investment Class	1.00	—	0.06	—	1.06

Third Avenue Value Portfolio	0.90	—	0.38	—	1.28

Wanger International	0.91	—	0.16	—	1.07

Wanger USA	0.86	—	0.10	—	0.96

*	The Funds provided the information on their expenses and we have not independently verified the information.

**	The previous fund names can be found in “The Variable Account and the Funds” section of the prospectus.

***	Includes fees and expenses incurred indirectly by the Fund as a result of its investment in other investment companies (also referred to as acquired funds).

(1)	Columbia Management Investment Advisers, LLC and certain of its affiliates have contractually agreed to waive and/or to reimburse expenses (excluding certain fees and expenses, such as transaction costs and certain other investment related expenses, interest, taxes, acquired fund fees and expenses, and extraordinary expenses) until April 30, 2014, unless sooner terminated at the sole discretion of the Fund’s Board of Trustees. Under this agreement, the Fund’s net operating expenses, subject to applicable exclusions, will not exceed the annual rate of 0.575% for Columbia Variable Portfolio – Cash Management Fund (Class 3), 0.845% for Columbia Variable Portfolio – High Yield Bond Fund (Class 3), 0.915% for Columbia Variable Portfolio – Large Cap Growth Fund (Class 3) and 1.055% for Columbia Variable Portfolio – Select Smaller-Cap Value Fund (Class 3).

(2)	The Investment Adviser agreed to waive a portion of its management fee in order to achieve an effective net management rate of 0.71%. Other expenses include transfer agency fees equal on an annualized basis to 0.02% of the average daily net assets of the Fund’s Institutional Shares, plus all other ordinary expenses not detailed above. The Investment Adviser has voluntarily agreed to reduce or limit other expenses (excluding management fees, distribution and service fees, transfer agent fees and expenses, taxes, interest, brokerage fees and litigation, indemnification, shareholder meetings and other extraordinary expenses, exclusive of any custody and transfer agent fee credit reductions) to the extent such expenses exceed, on an annual basis, 0.114% of the average daily net assets of the Fund. These arrangements will remain in effect through at least April 29, 2014 and prior to such date the Investment Adviser may not terminate the arrangement without the approval of the trustees. After fee waivers and reimbursements, net expenses would be 0.80%.

(3)	The Investment Adviser agreed to waive a portion of its management fee in order to achieve an effective net management rate of 0.81%. Other expenses include transfer agency fees equal on an annualized basis to 0.02% of the average daily net assets of the Fund’s Institutional Shares, plus all other ordinary expenses not detailed above. The Investment Adviser has voluntarily agreed to reduce or limit other expenses (excluding management fees, distribution and service fees, transfer agent fees and expenses, taxes, interest, brokerage fees and litigation, indemnification, shareholder meetings and other extraordinary expenses, exclusive of any custody and transfer agent fee credit reductions) to the extent such expenses exceed, on an annual basis, 0.144% of the average daily net assets of the Fund. These arrangements will remain in effect through at least April 29, 2014 and prior to such date the Investment Adviser may not terminate the arrangement without the approval of the trustees. After fee waivers and reimbursements, net expenses would be 0.97%.

(4)	Other expenses include transfer agency fees equal on an annualized basis to 0.02% of the average daily net assets of the Fund’s Institutional Shares, plus all other ordinary expenses not detailed above. The Investment Adviser has voluntarily agreed to reduce or limit other expenses (excluding management fees, distribution and service fees, transfer agent fees and expenses, taxes, interest, brokerage fees and litigation, indemnification, shareholder meetings and other extraordinary expenses, exclusive of any custody and transfer agent fee credit reductions) to the extent such expenses exceed, on an annual basis, 0.004% of the average daily net assets of the Fund. These arrangements will remain in effect through at least April 29, 2014 and prior to such date the Investment Adviser may not terminate the arrangement without the approval of the trustees. After fee waivers and reimbursements, net expenses would be 0.64%.

(5)	The Adviser has contractually agreed, through at least June 30, 2014, to waive advisory fees and/or reimburse expenses of Series I shares to the extent necessary to limit total annual fund operating expenses after fee waivers and/or expense reimbursements (excluding interest, taxes, dividend expense on short sales, extraordinary or non-routine items, including litigation expenses and expenses that the Fund has incurred but did not actually pay because of an expense offset arrangement) of Series I shares to 0.90% for Invesco V.I. American Franchise Fund, Series I Shares and 1.09% for Invesco V.I. Mid Cap Growth Fund, Series I Shares of average daily net assets. Unless the Board of Trustees and Invesco Advisers, Inc. mutually agree to amend or continue the fee waiver agreement, it will terminate on June 30, 2014.

(6)	The Portfolio’s adviser and administrator (the Service Providers) have contractually agreed to waive fees and/or reimburse expenses to the extent total annual fund operating expenses of Class 1 Shares (excluding acquired fund fees and expenses, dividend expenses related to short sales, interest, taxes, expenses related to litigation and potential litigation, extraordinary expenses and expenses related to the Board of Trustees’ deferred compensation plan) exceed 0.80% of their average daily net assets. This contract cannot be terminated prior to May 1, 2014, at which time the Service Providers will determine whether or not to renew or revise it.

RIVERSOURCE SIGNATURE VARIABLE ANNUITY — PROSPECTUS 9

(7)	The Investment Manager has contractually agreed to waive its fee and, if necessary, reimburse the Portfolio through April 30, 2014, to the extent total annual portfolio operating expenses exceed 1.00%.

(8)	Lincoln Investment Advisors Corporation (the “adviser”) has contractually agreed to reimburse the Fund to the extent that the Total Annual Fund Operating Expenses exceed 1.29% of the Fund’s average daily net assets. The agreement will continue at least through April 30, 2014 and cannot be terminated before that date without the mutual agreement of the Fund’s board of trustees and the adviser.

(9)	Putnam Management has a contractual obligation to limit certain fund expenses through April 30, 2014. This obligation may be modified or discontinued only with approval of the Board of Trustees. After expense reimbursements, net expenses would be 1.49%.

 10  RIVERSOURCE SIGNATURE VARIABLE ANNUITY — PROSPECTUS

Examples
These examples are intended to help you compare the cost of investing in these contracts with the cost of investing in other variable annuity contracts. These costs include your transaction expenses, contract administrative charges(1), variable account annual expenses and fund fees and expenses.

These examples assume that you invest $10,000 in the contract for the time periods indicated. These examples also assume that your investment has a 5% return each year.

Maximum Expenses. This example assumes the most expensive combination of contract features and benefits and the maximum fees and expenses of any of the funds before fee waivers and/or expense reimbursements. It assumes that you select the optional GMIB. Although your actual costs may be lower, based on these assumptions your costs would be:

If you do not withdraw your contract
If you withdraw your contract				or if you select an annuity payout plan
at the end of the applicable time period:				at the end of the applicable time period:
1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years

$1,240	$2,213	$3,179	$5,311	$540	$1,613	$2,679	$5,311

Minimum Expenses. This example assumes the least expensive combination of contract features and benefits and the minimum fees and expenses of any of the funds before fee waivers and/or expense reimbursements. It assumes that you do not select any optional benefits. Although your actual costs maybe higher, based on these assumptions your costs would be:

If you do not withdraw your contract
If you withdraw your contract				or if you select an annuity payout plan
at the end of the applicable time period:				at the end of the applicable time period:
1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years

$935	$1,321	$1,731	$2,615	$235	$721	$1,231	$2,615

(1)	In these examples, the contract administrative charge is $30.

THE EXAMPLES ARE ILLUSTRATIVE ONLY. YOU SHOULD NOT CONSIDER THESE EXAMPLES AS A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES WILL BE HIGHER OR LOWER THAN THOSE SHOWN DEPENDING UPON WHICH OPTIONAL BENEFIT YOU ELECT OTHER THAN INDICATED IN THE EXAMPLES OR IF YOU ALLOCATE CONTRACT VALUE TO ANY OTHER AVAILABLE SUBACCOUNTS.

RIVERSOURCE SIGNATURE VARIABLE ANNUITY — PROSPECTUS 11

Condensed Financial Information

You can find unaudited condensed financial information for the subaccounts representing the lowest and highest total annual variable account expense combinations in Appendix B.

Financial Statements

You can find our audited financial statements and the audited financial statements of the divisions, which are comprised of subaccounts, in the SAI. The SAI does not include audited financial statements for divisions that are new (if any) and have no activity as of the financial statements date.

The Variable Account and the Funds

Variable Account. The variable account was established under Indiana law on July 15, 1987, and the subaccounts are registered together as a single unit investment trust under the Investment Company Act of 1940 (the 1940 Act). This registration does not involve any supervision of our management or investment practices and policies by the SEC. All obligations arising under the contracts are general obligations of RiverSource Life.

The variable account meets the definition of a separate account under federal securities laws. We credit or charge income, capital gains and capital losses of each subaccount only to that subaccount. State insurance law prohibits us from charging a subaccount with liabilities of any other subaccount or of our general business. The variable account includes other subaccounts that are available under contracts that are not described in this prospectus.

Although the IRS has issued some guidance on investor control, the U.S. Treasury and the IRS may continue to examine this aspect of variable contracts and provide additional guidance on investor control. At this time, we do not know what the additional guidance will be or when action will be taken. We reserve the right to modify the contract, as necessary, so that the owner will not be subject to current taxation as the owner of the subaccount assets.

We intend to comply with all federal tax laws so that the contract continues to qualify as an annuity for federal income tax purposes. We reserve the right to modify the contract as necessary to comply with any new tax laws.

The Funds. This contract currently offers subaccounts investing in shares of the funds listed in the table below.

•	Investment objectives: The investment managers and advisers cannot guarantee that the funds will meet their investment objectives. Please read the funds’ prospectuses for facts you should know before investing. These prospectuses are available by contacting us at the address or telephone number on the first page of this prospectus.

•	Fund name and management: A fund underlying your contract in which a subaccount invests may have a name, portfolio manager, objectives, strategies and characteristics that are the same or substantially similar to those of a publicly-traded retail mutual fund. Despite these similarities, an underlying fund is not the same as any publicly-traded retail mutual fund. Each underlying fund will have its own unique portfolio holdings, fees, operating expenses and operating results. The results of each underlying fund may differ significantly from any publicly-traded retail mutual fund.

•	Eligible purchasers: All funds are available to serve as the underlying investments for variable annuities and variable life insurance policies. The funds are not available to the public (see “Fund Name and Management” above). Some funds also are available to serve as investment options for tax-deferred retirement plans. It is possible that in the future for tax, regulatory or other reasons, it may be disadvantageous for variable annuity accounts and variable life insurance accounts and/or tax-deferred retirement plans to invest in the available funds simultaneously. Although we and the funds’ providers do not currently foresee any such disadvantages, the boards of directors or trustees of each fund will monitor events in order to identify any material conflicts between annuity owners, policy owners and tax-deferred retirement plans and to determine what action, if any, should be taken in response to a conflict. If a board were to conclude that it should establish separate fund providers for the variable annuity, variable life insurance and tax-deferred retirement plan accounts, you would not bear any expenses associated with establishing separate funds. Please refer to the funds’ prospectuses for risk disclosure regarding simultaneous investments by variable annuity, variable life insurance and tax-deferred retirement plan accounts. Each fund intends to comply with the diversification requirements under Section 817(h) of the Code.

•	Asset allocation programs may impact fund performance: Asset allocation programs in general may negatively impact the performance of an underlying fund. Even if you do not participate in an asset allocation program, a fund in which your subaccount invests may be impacted if it is included in an asset allocation program. Rebalancing or reallocation under the terms of the asset allocation program may cause a fund to lose money if it must sell large amounts of securities to meet a redemption request. These losses can be greater if the fund holds securities that are not as liquid as others, for example, various types of bonds, shares of smaller companies and securities of foreign issuers. A fund may also experience higher expenses because it must sell or buy securities more frequently than it otherwise might in the absence of asset allocation

 12  RIVERSOURCE SIGNATURE VARIABLE ANNUITY — PROSPECTUS

program rebalancing or reallocations. Because asset allocation programs include periodic rebalancing and may also include reallocation, these effects may occur under any asset allocation program we offer or under asset allocation programs used in conjunction with the contracts and plans of other eligible purchasers of the funds.

•	Funds available under the contract: We seek to provide a broad array of underlying funds taking into account the fees and charges imposed by each fund and the contract charges we impose. We select the underlying funds in which the subaccounts initially invest and when there is substitution (see “Substitution of Investments”). We also make all decisions regarding which funds to retain in a contract, which funds to add to a contract and which funds will no longer be offered in a contract. In making these decisions, we may consider various objective and subjective factors. Objective factors include, but are not limited to fund performance, fund expenses, classes of fund shares available, size of the fund and investment objectives and investing style of the fund. Subjective factors include, but are not limited to, investment sub-styles and process, management skill and history at other funds and portfolio concentration and sector weightings. We also consider the levels and types of revenue including, but not limited to, expense payments and non-cash compensation a fund, its distributor, investment adviser, subadviser, transfer agent or their affiliates pay us and our affiliates. This revenue includes, but is not limited to compensation for administrative services provided with respect to the fund and support of marketing and distribution expenses incurred with respect to the fund.

•	Revenue we receive from the funds may create potential conflicts of interest: We or our affiliates receive from each of the funds, or the funds’ affiliates, varying levels and types of revenue, including but not limited to expense payments and non-cash compensation. The amount of this revenue and how it is computed varies by fund, may be significant and may create potential conflicts of interest. The greatest amount and percentage of revenue we and our affiliates receive comes from assets allocated to subaccounts investing in the funds that are managed by our affiliates Columbia Management Investment Advisers, LLC (Columbia Management Investment Advisers) or Columbia Wanger Asset Management, LLC (Columbia Wanger Asset Management) (affiliated funds). Employee compensation and operating goals at all levels are tied to the success of Ameriprise Financial, Inc. and its affiliates, including us. Certain employees may receive higher compensation and other benefits based, in part, on contract values that are invested in the affiliated funds. We or our affiliates receive revenue which ranges up to 0.69% of the average daily net assets invested in the underlying funds through this and other contracts we and our affiliate issue. We or our affiliates may also receive revenue which ranges up to 0.04% of aggregate, net or anticipated sales of underlying funds through this and other contracts we and our affiliate issue. Please see the SAI for a table that ranks the underlying funds according to total dollar amounts they and their affiliates paid us or our affiliates in the prior calendar year.

Expense payments, non-cash compensation and other forms of revenue may influence recommendations your investment professional makes regarding whether you should invest in the contract and whether you should allocate purchase payments or contract value to a subaccount that invests in a particular fund (see “About the Service Providers”).

The revenue we or our affiliates receive from a fund or its affiliates is in addition to revenue we receive from the charges you pay when buying, owning and making a withdrawal from the contract (see “Expense Summary”). However, the revenue we or our affiliates receive from a fund or its affiliates may come, at least in part, from the fund’s fees and expenses you pay indirectly when you allocate contract value to the subaccount that invests in that fund.

•	Why revenues are paid to us: In accordance with applicable laws, regulations and the terms of the agreements under which such revenue is paid, we or our affiliates may receive these revenues including, but not limited to expense payments and non-cash compensation for various purposes:

•	Compensating, training and educating investment professionals who sell the contracts.

•	Granting access to our employees whose job it is to promote sales of the contracts by authorized selling firms and their investment professionals, and granting access to investment professionals of our affiliated selling firms.

•	Activities or services we or our affiliates provide that assist in the promotion and distribution of the contracts including promoting the funds available under the contracts to prospective and existing contract owners, authorized selling firms and investment professionals.

•	Providing sub-transfer agency and shareholder servicing to contract owners.

•	Promoting, including and/or retaining the fund’s investment portfolios as underlying investment options in the contracts.

•	Advertising, printing and mailing sales literature, and printing and distributing prospectuses and reports.

•	Furnishing personal services to contract owners, including education of contract owners, answering routine inquiries regarding a fund, maintaining accounts or providing such other services eligible for service fees as defined under the rules of the Financial Industry Regulatory Authority (FINRA).

•	Subaccounting, transaction processing, recordkeeping and administration.

RIVERSOURCE SIGNATURE VARIABLE ANNUITY — PROSPECTUS 13

•	Sources of revenue received from affiliated funds: The affiliated funds are managed by Columbia Management Investment Advisers or Columbia Wanger Asset Management. The sources of revenue we receive from these affiliated funds, or from affiliates of these funds, may include, but are not necessarily limited to, the following:

•	Assets of the fund’s adviser and transfer agent or an affiliate. The revenue resulting from these sources may be based either on a percentage of average daily net assets of the fund or on the actual cost of certain services we provide with respect to the fund. We may receive this revenue either in the form of a cash payment or it may be allocated to us.

•	Compensation paid out of 12b-1 fees that are deducted from fund assets and disclosed in the “12b-1 fees” column of the “Annual Operating Expenses of the Funds” table.

•	Sources of revenue received from unaffiliated funds: The unaffiliated funds are not managed by an affiliate of ours. The sources of revenue we receive from these unaffiliated funds, or the funds’ affiliates, may include, but are not necessarily limited to, the following:

•	Assets of the fund’s adviser, subadviser, transfer agent or an affiliate of these and assets of the fund’s distributor or an affiliate. The revenue resulting from these sources usually is based on a percentage of average daily net assets of the fund but there may be other types of payment arrangements.

•	Compensation paid out of 12b-1 fees that are deducted from fund assets and disclosed in the “12b-1 fees” column of the “Annual Operating Expenses of the Funds” table.

 14  RIVERSOURCE SIGNATURE VARIABLE ANNUITY — PROSPECTUS

You may allocate purchase payments and transfers to any or all of the subaccounts of the variable account that invest in shares of the following funds:

Investing In	Investment Objective and Policies	Investment Adviser
AllianceBernstein VPS Global Thematic Growth Portfolio (Class B)	Seeks long-term growth of capital.	AllianceBernstein L.P.

AllianceBernstein VPS Intermediate Bond Portfolio (Class B)	Seeks to generate income and price appreciation without assuming what AllianceBernstein considers to be undue risk.	AllianceBernstein L.P.

AllianceBernstein VPS Large Cap Growth Portfolio (Class B)	Seeks long-term growth of capital.	AllianceBernstein L.P.

Columbia Variable Portfolio – Balanced Fund (Class 3)	Seeks maximum total investment return through a combination of capital growth and current income.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Cash Management Fund (Class 3)	Seeks maximum current income consistent with liquidity and stability of principal.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Diversified Bond Fund (Class 3)	Seeks high level of current income while attempting to conserve the value of the investment for the longest period of time.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3) (previously Columbia Variable Portfolio – Diversified Equity Income Fund (Class 3))	Seeks high level of current income and, as a secondary goal, steady growth of capital.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – High Yield Bond Fund (Class 3)	Seeks high current income, with capital growth as a secondary objective.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Large Cap Growth Fund (Class 3)	Seeks long-term capital growth.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3) (previously Columbia Variable Portfolio – Dynamic Equity Fund (Class 3))	Seeks capital appreciation.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Select Smaller-Cap Value Fund (Class 3)	Seeks long-term capital growth.	Columbia Management Investment Advisers, LLC

RIVERSOURCE SIGNATURE VARIABLE ANNUITY — PROSPECTUS 15

Investing In	Investment Objective and Policies	Investment Adviser
Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 3) (previously Columbia Variable Portfolio – Short Duration U.S. Government Fund (Class 3))	Seeks high level of current income and safety of principal consistent with investment in U.S. government and government agency securities.	Columbia Management Investment Advisers, LLC

Fidelity® VIP Growth & Income Portfolio Service Class	Seeks high total return through a combination of current income and capital appreciation. Normally invests a majority of assets in common stocks with a focus on those that pay current dividends and show potential for capital appreciation. Invests in domestic and foreign issuers. The Fund invests in either “growth” stocks or “value” stocks or both.	Fidelity Management & Research Company (FMR) is the fund’s manager. FMR Co., Inc. (FMRC) and other investment advisers serve as sub-advisers for the fund.

Fidelity® VIP Mid Cap Portfolio Service Class	Seeks long-term growth of capital. Normally invests primarily in common stocks. Normally invests at least 80% of assets in securities of companies with medium market capitalizations. May invest in companies with smaller or larger market capitalizations. Invests in domestic and foreign issuers. The Fund invests in either “growth” or “value” common stocks or both.	FMR is the fund’s manager. FMRC and other investment advisers serve as sub-advisers for the fund.

Fidelity® VIP Overseas Portfolio Service Class	Seeks long-term growth of capital. Normally invests primarily in common stocks allocating investments across different countries and regions. Normally invests at least 80% of assets in non-U.S. securities.	FMR is the fund’s manager. FMRC and other investment advisers serve as sub-advisers for the fund.

FTVIPT Franklin Global Real Estate Securities Fund – Class 2	Seeks high total return. Under normal market conditions, the fund invests at least 80% of its net assets in investments of companies located anywhere in the world that operate in the real estate sector.	Franklin Templeton Institutional, LLC

FTVIPT Mutual Shares Securities Fund – Class 2	Seeks capital appreciation, with income as a secondary goal. Under normal market conditions, the fund invests primarily in U.S. and foreign equity securities that the investment manager believes are undervalued.	Franklin Mutual Advisers, LLC

FTVIPT Templeton Foreign Securities Fund – Class 2	Seeks long-term capital growth. Under normal market conditions, the fund invests at least 80% of its net assets in investments of issuers located outside the U.S., including those in emerging markets.	Templeton Investment Counsel, LLC

Goldman Sachs VIT Strategic Growth Fund – Institutional Shares	Seeks long-term growth of capital.	Goldman Sachs Asset Management, L.P.

Goldman Sachs VIT Strategic International Equity Fund – Institutional Shares	Seeks long-term growth of capital.	Goldman Sachs Asset Management International

Goldman Sachs VIT Structured U.S. Equity Fund – Institutional Shares	Seeks long-term growth of capital.	Goldman Sachs Asset Management, L.P.

 16  RIVERSOURCE SIGNATURE VARIABLE ANNUITY — PROSPECTUS

Investing In	Investment Objective and Policies	Investment Adviser
Invesco V.I. American Franchise Fund, Series I Shares (previously Invesco Van Kampen V.I. – American Franchise Fund, Series I Shares)	Seeks capital growth.	Invesco Advisers, Inc.

Invesco V.I. Core Equity Fund, Series I Shares	Seeks long-term growth of capital.	Invesco Advisers, Inc.

Invesco V.I. Mid Cap Growth Fund, Series I Shares (previously Invesco Van Kampen V.I. – Mid Cap Growth Fund, Series I Shares)	Seeks capital growth.	Invesco Advisers, Inc.

Janus Aspen Series Enterprise Portfolio: Service Shares	Seeks long-term growth of capital.	Janus Capital Management LLC

Janus Aspen Series Global Technology Portfolio: Service Shares	Seeks long-term growth of capital.	Janus Capital Management LLC

Janus Aspen Series Janus Portfolio: Service Shares	Seeks long-term growth of capital.	Janus Capital Management LLC

Janus Aspen Series Overseas Portfolio: Service Shares	Seeks long-term growth of capital.	Janus Capital Management LLC

JPMorgan Insurance Trust U.S. Equity Portfolio – Class 1 Shares	Seeks to provide high total return from a portfolio of selected equity securities.	J.P. Morgan Investment Management Inc.

Lazard Retirement International Equity Portfolio – Service Shares	Seeks long-term capital appreciation.	Lazard Asset Management, LLC

Lazard Retirement U.S. Strategic Equity Portfolio – Service Shares	Seeks long-term capital appreciation.	Lazard Asset Management, LLC

LVIP Baron Growth Opportunities Fund – Service Class	Seeks capital appreciation through long-term investments in securities of small and mid-sized companies with undervalued assets or favorable growth prospects.	Lincoln Investment Advisors Corporation, adviser; BAMCO, Inc., sub-adviser.

MFS® New Discovery Series – Initial Class	Seeks capital appreciation.	MFS® Investment Management

MFS® Research Series – Initial Class	Seeks capital appreciation.	MFS® Investment Management

MFS® Utilities Series – Initial Class	Seeks total return.	MFS® Investment Management

Putnam VT Growth and Income Fund – Class IB Shares	Seeks capital growth and current income.	Putnam Investment Management, LLC, adviser; Putnam Advisory Company, LLC, sub-adviser; and Putnam Investments Limited

RIVERSOURCE SIGNATURE VARIABLE ANNUITY — PROSPECTUS 17

Investing In	Investment Objective and Policies	Investment Adviser
Putnam VT International Equity Fund – Class IB Shares	Seeks capital appreciation.	Putnam Investment Management, LLC, adviser; Putnam Advisory Company, LLC, sub-adviser; and Putnam Investments Limited

Putnam VT International Growth Fund – Class IB Shares	Seeks long-term capital appreciation.	Putnam Investment Management, LLC, adviser; Putnam Advisory Company, LLC, sub-adviser; and Putnam Investments Limited

Royce Capital Fund – Micro-Cap Portfolio, Investment Class	Seeks long-term growth of capital.	Royce & Associates, LLC

Royce Capital Fund – Small-Cap Portfolio, Investment Class	Seeks long-term growth of capital.	Royce & Associates, LLC

Third Avenue Value Portfolio	Seeks long-term capital appreciation by acquiring common stocks of well-financed companies (meaning companies with high quality assets and conservative levels of liabilities) at a discount to what the Adviser believes is their intrinsic value.	Third Avenue Management LLC

Wanger International	Seeks long-term capital appreciation.	Columbia Wanger Asset Management, LLC

Wanger USA	Seeks long-term capital appreciation.	Columbia Wanger Asset Management, LLC

The Guarantee Period Accounts (GPAs)

The GPAs may not be available in some states.

You may allocate purchase payments to one or more of the GPAs with guarantee periods declared by us. These periods of time may vary by state. The minimum required investment in each GPA is $1,000. There are restrictions on the amount you can allocate to these accounts as well as on transfers from these accounts (see “Buying Your Contract” and “Transfer policies”). These accounts are not offered after annuity payouts begin.

Each GPA pays an interest rate that is declared when you make an allocation to that account. That interest rate is then fixed for the guarantee period that you chose. We will periodically change the declared interest rate for any future allocations to these accounts, but we will not change the rate paid on contract value currently in a GPA.

The interest rates that we will declare as guaranteed rates in the future are determined by us at our discretion (“future rates”). We will determine Future Rates based on various factors including, but not limited to, the interest rate environment, returns we earn on investments in the nonunitized separate account we have established for the GPAs, the rates currently in effect for new and existing RiverSource Life annuities, product design, competition and RiverSource Life’s revenues and other expenses. We cannot predict nor can we guarantee what future rates will be.

You may transfer or withdraw contract value out of the GPAs within 30 days before the end of the Guarantee Period without receiving a MVA (see “Market Value Adjustment (MVA)” below). During this 30 day window you may choose to start a new Guarantee Period of the same length, transfer the contract value to another GPA, transfer the contract value to any of the subaccounts, or withdraw the contract value from the contract (subject to applicable withdrawal provisions). If we do not receive any instructions at the end of your guarantee period our current practice is to automatically transfer the contract value into the one-year fixed account.

We hold amounts you allocate to the GPAs in a “nonunitized” separate account. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the GPAs. State insurance law prohibits us from charging this separate account with liabilities of any other separate account or of our general business. We own the assets of this separate account as well as any favorable investment performance of those assets. You do not participate in the

 18  RIVERSOURCE SIGNATURE VARIABLE ANNUITY — PROSPECTUS

performance of the assets held in this separate account. We guarantee all benefits relating to your value in the GPAs. This guarantee is based on the continued claims-paying ability of the company’s general account. You should be aware that our general account is exposed to the risks normally associated with a portfolio of fixed-income securities, including interest rate, option, liquidity and credit risk. You should also be aware that we issue other types of insurance and financial products as well, and we also pay our obligations under these products from assets in our general account. Our general account is not segregated or insulated from the claims of our creditors. The financial statements contained in the SAI include a further discussion of the risks inherent within the investments of the general account.

We intend to construct and manage the investment portfolio relating to the separate account in such a way as to minimize the impact of fluctuations by interest rates. We seek to achieve this by constructing a portfolio of assets with a price sensitivity to interest rate changes (i.e., price duration) that is similar to the price duration of the corresponding portfolio of liabilities.

We must invest this portfolio of assets in accordance with requirements established by applicable state laws regarding the nature and quality of investments that life insurance companies may make and the percentage of their assets that they may commit to any particular type of investment. Our investment strategy will incorporate the use of a variety of debt instruments having price durations tending to match the applicable guarantee periods. These instruments include, but are not necessarily limited to, the following:

•	Securities issued by the U.S. government or its agencies or instrumentalities, which issues may or may not be guaranteed by the U.S. government;

•	Debt securities that have an investment grade, at the time of purchase, within the four highest grades assigned by any of three nationally recognized rating agencies – Standard & Poor’s, Moody’s Investors Service or Fitch (formerly Duff & Phelps) – or are rated in the two highest grades by the National Association of Insurance Commissioners;

•	Other debt instruments which are unrated or rated below investment grade, limited to 10% of assets at the time of purchase; and

•	Real estate mortgages, limited to 45% of portfolio assets at the time of acquisition.

In addition, options and futures contracts on fixed income securities will be used from time to time to achieve and maintain appropriate investment and liquidity characteristics on the overall asset portfolio.

While this information generally describes our investment strategy, we are not obligated to follow any particular strategy except as may be required by federal law and Indiana and other state insurance laws.

MARKET VALUE ADJUSTMENT (MVA)
We guarantee the contract value allocated to your GPA, including the interest credited, if you do not make any transfers or withdrawals from that GPA prior to 30 days before the end of the Guarantee Period. However, we will apply an MVA if a transfer or withdrawal occurs prior to this time, unless the transfer is an automated transfer from the two-year GPA as part of a dollar-cost averaging program or an Interest Sweep strategy. The MVA also affects amounts withdrawn from a GPA prior to 30 days before the end of the Guarantee Period that are used to purchase payouts under an annuity payout plan. We will refer to all of these transactions as “early withdrawals” in the discussion below.

When you request an early withdrawal, we adjust the early withdrawal amount by an MVA formula. The early withdrawal amount reflects the relationship between the guaranteed interest rate you are earning in your current GPA and the interest rate we are crediting on new GPAs that end at the same time as your current GPA.

The MVA is sensitive to changes in current interest rates. The magnitude of any applicable MVA will depend on our current schedule of guaranteed interest rates at the time of the withdrawal, the time remaining in your Guarantee Period and your guaranteed interest rate. The MVA is negative, zero or positive depending on how the guaranteed interest rate on your GPA compares to the interest rate of a new GPA for the same number of years as the Guarantee Period remaining on your GPA. This is summarized in the following table:

If your GPA rate is:	The MVA is:

Less than the new GPA rate + 0.10%	Negative

Equal to the new GPA rate + 0.10%	Zero

Greater than the new GPA rate + 0.10%	Positive

General Examples
As the examples below demonstrate, the application of an MVA may result in either a gain or loss of principal. We refer to all of the transactions described below as “early withdrawals.”

Assume:

•	You purchase a contract and allocate part of your purchase payment to the ten-year GPA.

RIVERSOURCE SIGNATURE VARIABLE ANNUITY — PROSPECTUS 19

•	We guarantee an interest rate of 3.0% annually for your ten-year Guarantee Period.

•	After three years, you decide to make a withdrawal from your GPA. In other words, there are seven years left in your Guarantee Period.

Remember that the MVA depends partly on the interest rate of a new GPA for the same number of years as the Guarantee Period remaining on your GPA. In this case, that is seven years.

Example 1: Remember that your GPA is earning 3.0%. Assume at the time of your withdrawal new GPAs that we offer with a seven-year Guarantee Period are earning 3.5%. We add 0.10% to the 3.5% rate to get 3.6%. Your GPA’s 3.0% rate is less than the 3.6% rate so the MVA will be negative.

Example 2: Remember again that your GPA is earning 3.0%, and assume that new GPAs that we offer with a seven-year Guarantee Period are earning 2.5%. We add 0.10% to the 2.5% rate to get 2.6%. In this example, since your GPA’s 3.0% rate is greater than the 2.6% rate, the MVA will be positive. To determine that adjustment precisely, you will have to use the formula described below.

Sample MVA Calculations

The precise MVA formula we apply is as follows:

Early withdrawal amount ×	[(	1 + i 1 + j + .001)	n/12	− 1]	= MVA

Where	i = rate earned in the GPA from which amounts are being transferred or withdrawn.

j = current rate for a new Guaranteed Period equal to the remaining term in the current Guarantee Period.

n = number of months remaining in the current Guarantee Period (rounded up).

Examples

Using assumptions similar to those we used in the examples above:

•	You purchase a contract and allocate part of your purchase payment to the ten-year GPA.

•	We guarantee an interest rate of 3.0% annually for your ten-year Guarantee Period.

•	After three years, you decide to make a $1,000 withdrawal from your GPA. In other words, there are seven years left in your Guarantee Period.

Example 1: You request an early withdrawal of $1,000 from your ten-year GPA earning a guaranteed interest rate of 3.0%. Assume at the time of your withdrawal new GPAs that we offer with a seven-year Guarantee Period are earning 3.5%. Using the formula above, we determine the MVA as follows:

$1,000 ×	[(	1.030 1 + .035 + .001)	84/12	− 1]	= −$39.84

In this example, the MVA is a negative $39.84.

Example 2: You request an early withdrawal of $1,000 from your ten-year GPA earning a guaranteed interest rate of 3.0%. Assume at the time of your withdrawal new GPAs that we offer with a seven-year Guarantee Period are earning 2.5%. Using the formula above, we determine the MVA as follows:

$1,000 ×	[(	1.030 1 + .025 + .001)	84/12	− 1]	= $27.61

In this example, the MVA is a positive $27.61.

Please note that when you allocate your purchase payment to the ten-year GPA and your purchase payment is in its fourth year from receipt at the beginning of the Guarantee Period, your withdrawal charge percentage is 6%. (See “Charges — Withdrawal Charge.”) We do not apply MVAs to the amounts we deduct for withdrawal charges, so we would deduct the withdrawal charge from your early withdrawal after we applied the MVA. Also note that when you request an early withdrawal, we withdraw an amount from your GPA that will give you the net amount you requested after we apply the MVA and any applicable withdrawal charge, unless you request otherwise.

The current interest rate we offer on the GPA will change periodically at our discretion. It is the rate we are then paying on purchase payments, renewals and transfers paid under this class of contracts for Guarantee Period durations equaling the remaining Guarantee Period of the GPA to which the formula is being applied.

 20  RIVERSOURCE SIGNATURE VARIABLE ANNUITY — PROSPECTUS

We will not apply MVAs to amounts withdrawn for annual contract charges, to amounts we pay as death claims or to automatic transfers from the two-year GPA as part of a dollar-cost averaging program or an Interest Sweep strategy. In some states, the MVA is limited.

The One-Year Fixed Account

You may allocate purchase payments or transfer accumulated value to the one-year fixed account. Some states may restrict the amount you can allocate to this account. We back the principal and interest guarantees relating to the one-year fixed account. These guarantees are based on the continued claims-paying ability of the company’s general account. You should be aware that our general account is exposed to the risks normally associated with a portfolio of fixed-income securities, including interest rate, option, liquidity and credit risk. The financial statements contained in the SAI include a further discussion of the risks inherent within the investments of the general account. The value of the one-year fixed account increases as we credit interest to the account. Purchase payments and transfers to the one-year fixed account become part of our general account. We credit and compound interest daily based on a 365-day year (366 in a leap year) so as to produce the annual effective rate which we declare. The interest rate we apply to each purchase payment or transfer to the one-year fixed account is guaranteed for one year. Thereafter we will change the rates from time-to-time at our discretion. These rates will be based on various factors including, but not limited to, the interest rate environment, returns earned on investments backing these annuities, the rates currently in effect for new and existing RiverSource Life annuities, product design, competition, and RiverSource Life’s revenues and expenses. The guaranteed minimum interest rate offered may vary by state but will not be lower than state law allows.

There are restrictions on the amount you can allocate to this account as well as on transfers from this account (see “Buying Your Contract” and “Transfer policies”).

The one-year fixed account is not required to be registered with the SEC. The SEC staff does not review the disclosures in this prospectus on the one-year fixed account, however, disclosures regarding the one-year fixed account may be subject to certain generally applicable provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

Buying Your Contract

New contracts are not currently being offered. We are required by law to obtain personal information from you which we will use to verify your identity. If you do not provide this information we reserve the right to refuse to issue your contract or take other steps we deem reasonable.

As the owner, you have all rights and may receive all benefits under the contract. You can own a qualified or nonqualified annuity. You can own a nonqualified annuity in joint tenancy with rights of survivorship only in spousal situations. You cannot own a qualified annuity in joint tenancy. You can become an owner if you are 90 or younger. (The age limit may be younger for qualified annuities in some states.)

When you applied, you selected (if available in your state):

•	a death benefit option if both you and the annuitant are 79 or younger at contract issue(1);

•	the optional Guaranteed Minimum Income Benefit Rider(2);

•	the optional 8% Performance Credit Rider(2);

•	the one-year fixed account, GPAs and/or subaccounts in which you want to invest(3);

•	how you want to make purchase payments;

•	the date you want to start receiving annuity payouts (the retirement date); and

•	a beneficiary.

(1)	If you and the annuitant are 79 or younger at contract issue, you may select the ROP, MAV or EDB death benefit. The EDB not be available in all states. If either you or the annuitant are 80 or older at contract issue, the ROP death benefit will apply.
(2)	You may select either the GMIB or the PCR, but not both. Riders may not be available in all states. The GMIB is only available if the annuitant is 75 or younger at contract issue. If you select the GMIB you must select either the MAV death benefit or the EDB.
(3)	Some states may restrict the amount you can allocate to the GPAs and the one-year fixed account. GPAs are not available under contracts issued in Maryland, Oregon, Pennsylvania or Washington and may not be available in other states.

The contract provides for allocation of purchase payments to the subaccounts of the variable account, to the GPAs and/or to the one-year fixed account in even 1% increments subject to the $1,000 minimum required investment for the GPAs. For contracts with applications signed on or after June 16, 2003, the amount of any purchase payment allocated to the GPAs and the one-year fixed account in total cannot exceed 30% of the purchase payment. More than 30% of a purchase payment may be so allocated if you establish a dollar cost averaging arrangement with respect to the purchase payment according to

RIVERSOURCE SIGNATURE VARIABLE ANNUITY — PROSPECTUS 21

procedures currently in effect, or you are participating according to the rules of an asset allocation model portfolio program available under the contract, if any.

We apply your initial purchase payments to the GPAs, one-year fixed account and subaccounts you select. If we receive your purchase payment at our corporate office before the close of business, we will credit any portion of that payment allocated to the subaccounts using the accumulation unit value we calculate on the valuation date we received the payment. If we receive an additional purchase payment at our corporate office at or after the close of business, we will credit any portion of that payment allocated to the subaccounts using the accumulation unit value we calculate on the next valuation date after we received the payment.

You may make monthly payments to your contract under a SIP. You must make an initial purchase payment of at least $5,000 in South Carolina, Texas or Washington or $2,000 in all other states. Then, to begin the SIP, you will complete and send a form and your first SIP payment along with your application. There is no charge for SIP. You can stop your SIP payments at any time.

In most states, you may make additional purchase payments to nonqualified and qualified annuities until the retirement date.

THE RETIREMENT DATE
Annuity payouts begin on the retirement date. When we processed your application, we established the retirement date to be the maximum age for nonqualified annuities and Roth IRAs and for qualified annuities the date specified below. You can also select a date within the maximum limits. Your selected date can align with your actual retirement from a job, or it can be a different date, depending on your needs and goals and on certain restrictions. You also can change the retirement date, provided you send us written instructions at least 30 days before annuity payouts begin.

For nonqualified annuities and Roth IRAs, the retirement date must be:

•	no earlier than the 30th day after the contract’s effective date; and

•	no later than the annuitant’s 85th birthday or the tenth contract anniversary, if purchased after age 75, or such other date as agreed upon by us.

For qualified annuities except Roth IRAs, to comply with IRS regulations, the retirement date generally must be:

•	for IRAs, by April 1 of the year following the calendar year when the annuitant reaches age 70 1/2; or

•	for all other qualified annuities, by April 1 of the year following the calendar year when the annuitant reaches age 70 1/2 or, if later, retires (except that 5% business owners may not select a retirement date that is later than April 1 of the year following the calendar year when they reach age 70 1/2).

If you satisfy your required minimum distributions in the form of partial withdrawals from this contract, annuity payouts can start as late as the annuitant’s 85th birthday or the tenth contract anniversary, if later, or a date that has been otherwise agreed to by us.

Contract owners of IRAs and TSAs may also be able to satisfy required minimum distributions using other IRAs or TSAs, and in that case, may delay the annuity payout start date for this contract.

BENEFICIARY
We will pay to your named beneficiary the death benefit if it becomes payable before the retirement date while the contract is in force and before annuity payouts begin. If there is more than one beneficiary, we will pay each beneficiary’s designated share when we receive their completed claim. A beneficiary will bear the investment risk of the variable account until we receive the beneficiary’s completed claim. If there is no named beneficiary, the default provisions of your contract will apply. (See “Benefits in Case of Death” for more about beneficiaries.)

PURCHASE PAYMENTS
Purchase payment amounts and purchase payment timing may vary by state and be limited under the terms of your contract.

Minimum purchase payments
  $50 for SIPs

  $100 for all other payments

Maximum total purchase payments*
  $1,000,000 for issue ages up to 85

  $100,000 for issue ages 86 to 90

*	These limits apply in total to all RiverSource Life annuities you own. We reserve the right to waive or increase maximum limits. For qualified annuities, the tax-deferred retirement plan’s or the Code’s limits on annual contributions also apply.

 22  RIVERSOURCE SIGNATURE VARIABLE ANNUITY — PROSPECTUS

HOW TO MAKE PURCHASE PAYMENTS

 1 By letter

Send your check along with your name and contract number to:

RiverSource Life Insurance Company
829 Ameriprise Financial Center
Minneapolis, MN 55474

 2 By SIP

Contact your investment professional to complete the necessary SIP paperwork.

LIMITATIONS ON USE OF CONTRACT
If mandated by applicable law, including, but not limited to, federal anti-money laundering laws, we may be required to reject a purchase payment. We may also be required to block an owner’s access to contract values or to satisfy other statutory obligations. Under these circumstances, we may refuse to implement requests for transfers, withdrawals or death benefits until instructions are received from the appropriate governmental authority or a court of competent jurisdiction.

Charges

ALL CONTRACTS

CONTRACT ADMINISTRATIVE CHARGE
We charge this fee for establishing and maintaining your records. We deduct $30 from the contract value on your contract anniversary or, if earlier, when the contract is fully withdrawn. We prorate this charge among the subaccounts, the GPAs and the one-year fixed account in the same proportion your interest in each account bears to your total contract value. Some states limit the amount of any contract charge allocated to the one-year fixed account.

We will waive this charge when your contract value is $50,000 or more on the current contract anniversary.

If you take a full withdrawal from your contract, we will deduct this charge at the time of withdrawal regardless of the contract value. We cannot increase the annual contract administrative charge and it does not apply after annuity payouts begin or when we pay death benefits.

VARIABLE ACCOUNT ADMINISTRATIVE CHARGE
We apply this charge daily to the subaccounts. It is reflected in the unit values of your subaccounts and it totals 0.15% of their average daily net assets on an annual basis. It covers certain administrative and operating expenses of the subaccounts such as accounting, legal and data processing fees and expenses involved in the preparation and distribution of reports and prospectuses. We cannot increase the variable account administrative charge.

MORTALITY AND EXPENSE RISK FEE
We charge this fee daily to the subaccounts. The unit values of your subaccounts reflect this fee and it totals 1.25% of their average daily net assets on an annual basis. This fee includes coverage under any of the three death benefit options. This fee covers the mortality and expense risk that we assume. This fee does not apply to the GPAs or the one-year fixed account.

Mortality risk arises because of our guarantee to pay a death benefit and our guarantee to make annuity payouts according to the terms of the contract, no matter how long a specific owner or annuitant lives and no matter how long our entire group of owners or annuitants live. If, as a group, owners or annuitants outlive the life expectancy we assumed in our actuarial tables, then we must take money from our general assets to meet our obligations. If, as a group, owners or annuitants do not live as long as expected, we could profit from the mortality risk fee. We deduct the mortality risk fee from the subaccounts during the annuity payout period even if the annuity payout plan does not involve a life contingency.

Expense risk arises because we cannot increase the contract administrative charge or the variable account administrative charge and these charges may not cover our expenses. We would have to make up any deficit from our general assets. We could profit from the expense risk fee if future expenses are less than expected.

The subaccounts pay us the mortality and expense risk fee they accrued as follows:

•	first, to the extent possible, the subaccounts pay this fee from any dividends distributed from the funds in which they invest;

•	then, if necessary, the funds redeem shares to cover any remaining fees payable.

RIVERSOURCE SIGNATURE VARIABLE ANNUITY — PROSPECTUS 23

We may use any profits we realize from the subaccounts’ payment to us of the mortality and expense risk fee for any proper corporate purpose, including, among others, payment of distribution (selling) expenses. We do not expect that the withdrawal charge will cover sales and distribution expenses.

WITHDRAWAL CHARGE
If you withdraw all or part of your contract, you may be subject to a withdrawal charge. A withdrawal charge applies if all or part of the withdrawal amount is from any purchase payment we received less than eight years before the date of withdrawal. The withdrawal charge percentages that apply to you are shown in your contract. In addition, amounts withdrawn from a GPA more than 30 days before the end of the applicable Guarantee Period will be subject to a MVA. (See “The Fixed Accounts — Market Value Adjustments (MVA).”)

Each time you make a purchase payment under the contract, a withdrawal charge attaches to that purchase payment. The withdrawal charge percentage for each purchase payment declines according to a schedule shown in the contract. For example, during the first two years after a purchase payment is made, the withdrawal charge percentage attached to that payment is 7%. The withdrawal charge percentage for that payment during the seventh year after it is made is 2%. At the beginning of the eighth year after that purchase payment is made, and thereafter, there is no withdrawal charge as to that payment.

You may withdraw an amount during any contract year without incurring a withdrawal charge. We call this amount the Total Free Amount (“TFA”). The TFA is the amount of your contract value that you may withdraw without incurring a withdrawal charge. Amounts withdrawn in excess of the Total Free Amount may be subject to a withdrawal charge as described below. The Total Free Amount is defined as the maximum of (a) and (b) where:

(a) is 10% of your prior anniversary’s contract value; and

(b) is current contract earnings.

NOTE: We determine current contract earnings (CE) by looking at the entire contract value (CV), not the earnings of any particular subaccount, GPA or the one-year fixed account. If the contract value is less than purchase payments received and not previously withdrawn (PPNPW) then contract earnings are zero. We consider your initial purchase payment to be the prior anniversary’s contract value during the first contract year.

For purposes of calculating any withdrawal charge, we treat amounts withdrawn from your contract value in the following order:

1.	First, in each contract year, we withdraw amounts totaling up to 10% of your prior anniversary’s contract value. We do not assess a withdrawal charge on this amount.

2.	Next, we withdraw contract earnings, if any, that are greater than the amount described in number one above. We do not assess a withdrawal charge on contract earnings.

3.	Next we withdraw purchase payments received prior to the withdrawal charge period shown in your contract. We do not assess a withdrawal charge on these purchase payments.

4.	Finally, if necessary, we withdraw purchase payments received that are still within the withdrawal charge period you selected and shown in your contract. We withdraw these payments on a “first-in, first-out” (FIFO) basis. We do assess a withdrawal charge on these payments.

NOTE: After withdrawing earnings in numbers one and two above, we next withdraw enough additional contract value (ACV) to meet your requested withdrawal amount. If the amount described in number one above was greater than contract earnings prior to the withdrawal, the excess (XSF) will be excluded from the purchase payments being withdrawn that were received most recently when calculating the withdrawal charge. We determine the amount of purchase payments being withdrawn (PPW) in numbers three and four above as:

PPW	=	XSF	+	(ACV – XSF) (CV – TFA)	×	(PPNPW – XSF)

If the additional contract value withdrawn is less than XSF, then PPW will equal ACV.

We determine your withdrawal charge by multiplying each of these payments by the applicable withdrawal charge percentage, and then totaling the withdrawal charges.

 24  RIVERSOURCE SIGNATURE VARIABLE ANNUITY — PROSPECTUS

The withdrawal charge percentage depends on the number of years since you made the payments that are withdrawn.

Years from purchase	Withdrawal charge
payment receipt	percentage

1	7%

2	7

3	6

4	6

5	5

6	4

7	2

Thereafter	0

For a partial withdrawal that is subject to a withdrawal charge, the amount we actually deduct from your contract value will be the amount you request plus any applicable withdrawal charge. The withdrawal charge percentage is applied to this total amount. We pay you the amount you requested.

The amount of purchase payments withdrawn is calculated using a prorated formula based on the percentage of contract value being withdrawn. As a result, the amount of purchase payments withdrawn may be greater than the amount of contract value withdrawn.

Withdrawal charge under Annuity Payout Plan E — Payouts for a specified period: If you are receiving variable annuity payments under this annuity payout plan, you can choose to take a withdrawal. The amount that you can withdraw is the present value of any remaining variable payouts. The discount rate we use in the calculation will be 5.17% for the assumed investment return of 3.5% and 6.67% for the assumed investment return of 5.0%. The withdrawal charge equals the present value of the remaining payouts using the assumed investment return minus the present value of the remaining payouts using the discount rate. (See “Charges — Withdrawal Charge” and “The Annuity Payout Period — Annuity Payout Plans.”)

Withdrawal charge calculation example
The following is an example of the calculation we would make to determine the withdrawal charge on a contract with this history:

•	We receive these payments:

– $10,000 initial;

– $8,000 on the fifth contract anniversary;

– $6,000 on the eighth contract anniversary; and

•	You withdraw the contract for its total withdrawal value of $38,101 during the eleventh contract year and make no other withdrawals during that contract year; and

•	The prior anniversary contract value is $38,488.

Withdrawal
Charge	Explanation

$0	$3,848.80 is 10% of the prior anniversary’s contract value withdrawn without withdrawal charge; and
0	$10,252.20 is contract earnings in excess of the 10% TFA withdrawal amount withdrawn without withdrawal charge; and
0	$10,000 initial purchase payment was received eight or more years before withdrawal and is withdrawn without withdrawal charge; and
400	$8,000 purchase payment is in its fifth year from receipt, withdrawn with a 5% withdrawal charge; and
360	$6,000 purchase payment is in its third year from receipt, withdrawn with a 6% withdrawal charge.

$760

Waiver of withdrawal charge
We do not assess a withdrawal charge for:

•	withdrawals of any contract earnings;

•	withdrawals of amounts totaling up to 10% of your prior contract anniversary’s contract value to the extent they exceed contract earnings;

RIVERSOURCE SIGNATURE VARIABLE ANNUITY — PROSPECTUS 25

•	required minimum distributions from a qualified annuity to the extent that they exceed the free amount. The amount on which withdrawal charges are waived can be no greater than the RMD amount calculated under your specific contract currently in force;

•	contracts settled using an annuity payout plan;

•	death benefits;

•	withdrawals you make under your contract’s “Waiver of Withdrawal Charges” provision. To the extent permitted by state law, your contract will include this provision when you and the annuitant are under age 76 at contract issue. We will waive withdrawal charges that we normally assess upon full or partial withdrawal if you provide proof satisfactory to us that, as of the date you request the withdrawal, you or the annuitant are confined to a hospital or nursing home and have been for the prior 60 days. (See your contract for additional conditions and restrictions on this waiver); and

•	to the extent permitted by state law, withdrawals you make if you or the annuitant are diagnosed in the second or later contract years as disabled with a medical condition that with reasonable medical certainty will result in death within 12 months or less from the date of the licensed physician’s statement. You must provide us with a licensed physician’s statement containing the terminal illness diagnosis and the date the terminal illness was initially diagnosed.

Possible group reductions: In some cases we may incur lower sales and administrative expenses due to the size of the group, the average contribution and the use of group enrollment procedures. In such cases, we may be able to reduce or eliminate the contract administrative and withdrawal charges. However, we expect this to occur infrequently.

FUND FEES AND EXPENSES
There are deductions from and expenses paid out of the assets of the funds that are described in the prospectuses for those funds. (See “Annual Operating Expenses of the Funds.”)

PREMIUM TAXES
Certain state and local governments impose premium taxes on us (up to 3.5%). These taxes depend upon your state of residence or the state in which the contract was issued. Currently, we deduct any applicable premium tax when annuity payouts begin, but we reserve the right to deduct this tax at other times such as when you make purchase payments or when you make a full withdrawal from your contract.

OPTIONAL LIVING BENEFIT CHARGES

GUARANTEED MINIMUM INCOME BENEFIT RIDER (GMIB) FEE
We charge a fee (currently 0.35%) based on the adjusted contract value for this optional feature only if you select it. If selected, we deduct the fee from the contract value on your contract anniversary at the end of each contract year. We prorate the GMIB fee among the subaccounts, GPAs and the one-year fixed account in the same proportion your interest in each account bears to your total contract value.

If the contract is terminated for any reason or when annuity payouts begin, we will deduct the GMIB fee from the proceeds payable adjusted for the number of calendar days coverage was in place. We cannot increase the GMIB fee after the rider effective date and it does not apply after annuity payouts begin.

We calculate the fee as follows: 0.35% × (CV + ST – FAV)

 CV = contract value on the contract anniversary.

ST =	transfers from the subaccounts to the GPAs or the one-year fixed account made six months before the contract anniversary.

 FAV = the value of your GPAs and the one-year fixed account.

The result of ST – FAV will never be greater than zero. This allows us to base the GMIB fee largely on the subaccounts, and not on the GPAs or the one-year fixed account.

Example

•	You purchase the contract with a payment of $50,000 and allocate all of your payment to the subaccounts.

•	During the first contract year your contract value is $75,000. You transfer $15,000 from the subaccounts to the one-year fixed account.

•	On the first contract anniversary the one-year fixed account value is $15,250 and the subaccount value is $58,000. Your total contract value is $73,250.

•	The GMIB fee percentage is 0.35%.

 26  RIVERSOURCE SIGNATURE VARIABLE ANNUITY — PROSPECTUS

We calculate the charge for the GMIB as follows:
Contract value on the contract anniversary:		$73,250.00
plus transfers from the subaccounts to the one-year fixed account in the six months before the contract anniversary:	+	15,000.00
minus the value of the one-year fixed account on the contract anniversary:		–15,250.00

		$73,000.00
The GMIB fee charged to you: 0.35% x $73,000 =		$255.50

8% PERFORMANCE CREDIT RIDER (PCR) FEE
We charge a fee of 0.25% of your contract value for this optional feature only if you select it. If selected, we deduct the PCR fee from your contract value on your contract anniversary date at the end of each contract year. We prorate this fee among the subaccounts, GPAs and the one-year fixed account in the same proportion as your interest in each account bears to your total contract value.

If the contract is terminated for any reason or when annuity payouts begin, we will deduct the PCR fee from the proceeds payable adjusted for the number of calendar days coverage was in place. We cannot increase the PCR fee.

Valuing Your Investment

We value your accounts as follows:

GPAs AND ONE-YEAR FIXED ACCOUNT
We value the amounts you allocated to the GPAs and the one-year fixed account directly in dollars. The value of these accounts equals:

•	the sum of your purchase payments and transfer amounts allocated to the one-year fixed account and the GPAs (including any positive or negative MVA on amounts transferred from the GPAs to the one-year fixed account);

•	plus any contract value credits allocated to the GPAs and the one-year fixed account;

•	plus interest credited;

•	minus the sum of amounts withdrawn (including any applicable withdrawal charges) and amounts transferred out;

•	minus any prorated portion of the contract administrative charge; and

•	minus the prorated portion of the fee for any of the following optional benefits you have selected:

–	Guaranteed Minimum Income Benefit rider

–	Performance Credit rider

SUBACCOUNTS
We convert amounts you allocated to the subaccounts into accumulation units. Each time you make a purchase payment or transfer amounts into one of the subaccounts or we apply any purchase payment credits, we credit a certain number of accumulation units to your contract for that subaccount. Conversely, we subtract a certain number of accumulation units from your contract each time you take a partial withdrawal; transfer amounts out of a subaccount; or we assess a contract administrative charge, a withdrawal charge, or fee for any optional contract riders with annual charges (if applicable).

The accumulation units are the true measure of investment value in each subaccount during the accumulation period. They are related to, but not the same as, the net asset value of the fund in which the subaccount invests. The dollar value of each accumulation unit can rise or fall daily depending on the variable account expenses, performance of the fund and on certain fund expenses.

Here is how we calculate accumulation unit values:

Number of units: To calculate the number of accumulation units for a particular subaccount, we divide your investment by the current accumulation unit value.

Accumulation unit value: The current accumulation unit value for each subaccount equals the last value times the subaccount’s current net investment factor.

We determine the net investment factor by:

•	adding the fund’s current net asset value per share, plus the per share amount of any accrued income or capital gain dividends to obtain a current adjusted net asset value per share; then

•	dividing that sum by the previous adjusted net asset value per share; and

RIVERSOURCE SIGNATURE VARIABLE ANNUITY — PROSPECTUS 27

•	subtracting the percentage factor representing the mortality and expense risk fee and the variable account administrative charge from the result.

Because the net asset value of the fund may fluctuate, the accumulation unit value may increase or decrease. You bear all the investment risk in a subaccount.

Factors that affect subaccount accumulation units: accumulation units may change in two ways — in number and in value.

The number of accumulation units you own may fluctuate due to:

•	additional purchase payments you allocate to the subaccounts;

•	any contract value credits allocated to the subaccounts;

•	transfers into or out of the subaccounts (including any positive or negative MVA on amounts transferred from the GPAs);

•	partial withdrawals;

•	withdrawal charges;

and the deduction of a prorated portion of:

•	the contract administrative charge; and

•	the fee for any of the following optional benefits you have selected:

–	Guaranteed Minimum Income Benefit rider

–	Performance Credit rider

Accumulation unit values will fluctuate due to:

•	changes in fund net asset value;

•	fund dividends distributed to the subaccounts;

•	fund capital gains or losses;

•	fund operating expenses; and

•	mortality and expense risk fee and the variable account administrative charge.

CONTRACT VALUE CREDITS
You are eligible to receive a contract value credit if you select the ROP Death Benefit. Before annuity payouts begin while this contract is in force we will apply contract value credits to your contract beginning on the eighth contract anniversary if there are “eligible purchase payments.” Generally, we will apply contract value credits on an annual basis at your contract anniversary. However, we reserve the right to apply contract value credits on a quarterly or a monthly basis.

Eligible purchase payments: purchase payments not previously withdrawn that are no longer subject to a withdrawal charge (i.e., that are eight or more years old).

Annual contract value credit formula: 0.50% × (CV × (EPP ÷ TPP))

CV	=	contract value at the time of the calculation.
EPP	=	eligible purchase payments at the time of the calculation.
TPP	=	total purchase payments at the time of the calculation.

If we calculate and apply contract value credits on a quarterly basis, we will change the percentage we use in the calculation from 0.50% to 0.125%. If we calculate and apply the credit on a monthly basis, we will change the percentage we use in the calculation from 0.50% to 0.04167%.

We allocate contract value credits to the fixed accounts and subaccounts according to the asset allocation instructions that you have in place at the time we apply the contract value credit. We continue to apply contract value credits for the life of your contract until total withdrawal or annuity payouts begin. The contract value credits will be taxable when we distribute contract value to you.

The contract value credit is available because of lower costs associated with a reduced death benefit guarantee. Because the guaranteed death benefit is lower in situations where the contract value credit is paid, there may be circumstances where you may be worse off for having received the credit than in other contracts. In particular, if the market were to decline, and a death benefit became payable, the amount paid might be less.

Example

•	You purchase a contract with a payment of $100,000 and you select the ROP Death Benefit.

•	You make an additional payment on the fourth contract anniversary of $60,000.

•	Your contract value on the eighth contract anniversary grows to $250,000. We choose to apply contract value credits on an annual basis. Your eligible purchase payment on the eighth contract anniversary is the original $100,000 payment; the

 28  RIVERSOURCE SIGNATURE VARIABLE ANNUITY — PROSPECTUS

additional $60,000 payment made on the fourth contract anniversary is still subject to a withdrawal charge. We calculate the contract value credit as follows:

0.50% × ($250,000 × ($100,000 ÷ $160,000) = $781.25

After application of the contract value credit, your contract value on the eighth contract anniversary would be $250,781.25.

Making the Most of Your Contract

AUTOMATED DOLLAR-COST AVERAGING
Currently, you can use automated transfers to take advantage of dollar-cost averaging (investing a fixed amount at regular intervals). For example, you might transfer a set amount monthly from a relatively conservative subaccount to a more aggressive one, or to several others, or from the one-year fixed account or the two-year GPA (without a MVA) to one or more subaccounts. The three to ten year GPAs are not available for automated transfers. You can also obtain the benefits of dollar-cost averaging by setting up regular automatic SIP payments or by establishing an Interest Sweep strategy. Interest Sweeps are a monthly transfer of the interest earned from either the one-year fixed account or the two-year GPA into the subaccounts of your choice. If you participate in an Interest Sweep strategy the interest you earn will be less than the annual interest rate we apply because there will be no compounding. There is no charge for dollar-cost averaging.

This systematic approach can help you benefit from fluctuations in accumulation unit values caused by fluctuations in the market values of the funds. Since you invest the same amount each period, you automatically acquire more units when the market value falls and fewer units when it rises. The potential effect is to lower your average cost per unit.

How dollar-cost averaging works

					Number
			Amount	Accumulation	of units
By investing an equal number of dollars each month ...		Month	invested	unit value	purchased

		Jan	$100	$20	5.00

		Feb	100	18	5.56

you automatically buy		Mar	100	17	5.88

more units when the	è	Apr	100	15	6.67

per unit market price is low...		May	100	16	6.25

		Jun	100	18	5.56

		Jul	100	17	5.88

and fewer units		Aug	100	19	5.26

when the per unit	è	Sept	100	21	4.76

market price is high.		Oct	100	20	5.00

You paid an average price of $17.91 per unit over the 10 months, while the average market price actually was $18.10.

Dollar-cost averaging does not guarantee that any subaccount will gain in value nor will it protect against a decline in value if market prices fall. Because dollar-cost averaging involves continuous investing, your success will depend upon your willingness to continue to invest regularly through periods of low price levels. Dollar-cost averaging can be an effective way to help meet your long-term goals. For specific features contact your investment professional.

TIERED DOLLAR-COST AVERAGING (TIERED DCA) PROGRAM
If your net contract value(1) is at least $10,000, you can choose to participate in the Tiered DCA program. There is no charge for the Tiered DCA program. Under the Tiered DCA program, you can allocate a new purchase payment to one of two special Tiered DCA accounts. We determine which Tiered DCA account you are eligible for as follows:

If your net contract value(1) is ...	we allocate your new purchase payments to:

$10,000–$49,999	Tier 1 DCA account

$50,000 or more	Tier 2 DCA account(2)

(1)	“Net contract value” equals your current contract value plus any new purchase payment you make. If this is a new contract funded by purchase payments from multiple sources, we determine your net contract value based on the purchase payments, withdrawal requests and exchange requests submitted with your application.
(2)	You cannot allocate your new purchase payments to a Tier 1 DCA account if you are eligible to participate in a Tier 2 DCA account.

You may only allocate a new purchase payment of at least $1,000 to the Tiered DCA account for which you are eligible. You cannot transfer existing contract values into the Tiered DCA account. Each Tiered DCA account lasts for only six months

RIVERSOURCE SIGNATURE VARIABLE ANNUITY — PROSPECTUS 29

from the time we receive your first purchase payment. We make monthly transfers of your total Tiered DCA account value into the GPAs, the one-year fixed account and/or subaccounts you select over the six-month period. If you elect to transfer into a GPA, you must meet the $1,000 minimum required investment limitation for each transfer.

We reserve the right to credit a lower interest rate to each Tiered DCA account if you select the GPAs or the one-year fixed account as part of your Tiered DCA transfers. We credit higher rates on the Tier 2 DCA account than on the Tier 1 DCA account. We will change the interest rate on each Tiered DCA account from time to time at our discretion. From time to time, we may credit interest to the Tiered DCA account at promotional rates that are higher than those we credit to the one-year fixed account. We base these rates on competition and on the interest rate we are crediting to the one-year fixed account at the time of the change. Once we credit interest to a particular purchase payment, that rate does not change even if we change the rate we credit on new purchase payments or if your net contract value changes. We credit each Tiered DCA account with current guaranteed annual rate that is in effect on the date we receive your purchase payment. However, we credit this annual rate over the six-month period on the balance remaining in your Tiered DCA account. Therefore, the net effective interest rate you receive is less than the stated annual rate. We do not credit this interest after we transfer the value out of the Tiered DCA account into the accounts you selected.

If you make additional purchase payments while a Tiered DCA account term is in progress, the amounts you allocate to an existing Tiered DCA account will be transferred out of the Tiered DCA account over the remainder of the term. If you are funding a Tiered DCA account from multiple sources, we apply each purchase payment to the account and credit interest on that purchase payment on the date we receive it. This means that all purchase payments may not be in the Tiered DCA account at the beginning of the six-month period. Therefore, you may receive less total interest than you would have if all your purchase payments were in the Tiered DCA account from the beginning. If we receive any of your multiple payments after the six-month period ends, you can either allocate those payments to a new Tiered DCA account (if available) or to any other accounts available under your contract.

You cannot participate in the Tiered DCA program if you are making payments under a Systematic Investment Plan. You may simultaneously participate in the Tiered DCA program and the asset-rebalancing program as long as your subaccount allocation is the same under both programs. If you elect to change your subaccount allocation under one program, we automatically will change it under the other program so they match. If you participate in more than one Tiered DCA account, the asset allocation for each account may be different as long as you are not also participating in the asset-rebalancing program.

You may terminate your participation in the Tiered DCA program at any time. If you do, we will not credit the current guaranteed annual interest rate on any remaining Tiered DCA account balance. We will transfer the remaining balance from your Tiered DCA account to the other accounts you selected for your DCA transfers or we will allocate it in any manner you specify. Similarly, if we cannot accept any additional purchase payments into the Tiered DCA program, we will allocate the purchase payments to the other accounts you selected for your DCA transfers or in any other manner you specify.

We can modify the terms or discontinue the Tiered DCA program at any time. Any modifications will not affect any purchase payments that are already in a Tiered DCA account. For more information on the Tiered DCA program, contact your investment professional.

The Tiered DCA program does not guarantee that any subaccount will gain in value nor will it protect against a decline in value if market prices fall. Because dollar-cost averaging involves continuous investing, your success will depend upon your willingness to continue to invest regularly through periods of low price levels. Dollar-cost averaging can be an effective way to help meet your long-term goals.

ASSET REBALANCING
You can ask us in writing to automatically rebalance the subaccount portion of your contract value either quarterly, semiannually, or annually. The period you select will start to run on the date we record your request. On the first valuation date of each of these periods, we automatically will rebalance your contract value so that the value in each subaccount matches your current subaccount percentage allocations. These percentage allocations must be in whole numbers. Asset rebalancing does not apply to the GPAs or the one-year fixed account. There is no charge for asset rebalancing. The contract value must be at least $2,000.

You can change your percentage allocations or your rebalancing period at any time by contacting us in writing. If you are also participating in the Tiered DCA program and you change your subaccount asset allocation for the asset rebalancing program, we will change your subaccount asset allocation under the Tiered DCA program to match. We will restart the rebalancing period you selected as of the date we record your change. You also can ask us in writing to stop rebalancing your contract value. You must allow 30 days for us to change any instructions that currently are in place. For more information on asset rebalancing, contact your investment professional.

 30  RIVERSOURCE SIGNATURE VARIABLE ANNUITY — PROSPECTUS

TRANSFERRING AMONG ACCOUNTS
You may transfer contract value from any one subaccount, GPAs or the one-year fixed account, to another subaccount before annuity payouts begin. Certain restrictions apply to transfers involving the GPAs and the one-year fixed account.

The date your request to transfer will be processed depends on when we receive it:

•	If we receive your transfer request at our corporate office in good order before the close of business, we will process your transfer using the accumulation unit value we calculate on the valuation date we received your transfer request.

•	If we receive your transfer request at our corporate office in good order at or after the close of business, we will process your transfer using the accumulation unit value we calculate on the next valuation date after we received your transfer request.

There is no charge for transfers. Before making a transfer, you should consider the risks involved in changing investments. Transfers out of the GPAs will be subject to an MVA if done more than 30 days before the end of the guarantee period unless the transfer is an automated transfer from the two-year GPA as part of a dollar-cost averaging program or an Interest Sweep strategy.

We may suspend or modify transfer privileges at any time.

For information on transfers after annuity payouts begin, see “Transfer policies” below.

Transfer policies

•	Before annuity payouts begin, you may transfer contract values between the subaccounts, or from the subaccounts to the GPAs and the one-year fixed account at any time. However, if you made a transfer from the one-year fixed account to the subaccounts or the GPAs, you may not make a transfer from any subaccount or GPA back to the one-year fixed account for six months following that transfer. We reserve the right to further limit transfers to the GPAs and one-year fixed account if the interest rate we are then currently crediting to the one-year fixed account is equal to the minimum interest rate stated in the contract.

•	It is our general policy to allow you to transfer contract values from the one-year fixed account to the subaccounts or the GPAs once a year on or within 30 days before or after the contract anniversary (except for automated transfers, which can be set up at any time for certain transfer periods subject to certain minimums). Transfers from the one-year fixed account are not subject to a MVA. For contracts issued before June 16, 2003, we have removed this restriction, and you may transfer contract values from the one-year fixed account to the subaccounts at any time. We will inform you at least 30 days in advance of the day we intend to reimpose this restriction.

For contracts with applications signed on or after June 16, 2003, the amount of contract value transferred to the GPAs and the one-year fixed account cannot result in the value of the GPAs and the one-year fixed account in total being greater than 30% of the contract value. The time limitations on transfers from the GPAs and one-year fixed account will be enforced, and transfers out of the GPAs and one-year fixed account are limited to 30% of the GPA and one-year fixed account values at the beginning of the contract year or $10,000, whichever is greater. Because of this limitation, it may take you several years to transfer all your contract value from the one-year fixed account. You should carefully consider whether the one-year fixed account meets your investment criteria before you invest.

•	You may transfer contract values from a GPA any time after 60 days of transfer or payment allocation to the account. Transfers made more than 30 days before the end of the Guarantee Period will receive a MVA*, which may result in a gain or loss of contract value.

•	If we receive your request on or within 30 days before or after the contract anniversary date, the transfer from the one-year fixed account to the GPAs will be effective on the valuation date we receive it.

•	If you select a variable payout, once annuity payouts begin, you may make transfers once per contract year among the subaccounts and we reserve the right to limit the number of subaccounts in which you may invest.

•	Once annuity payouts begin, you may not make any transfers to the GPAs.

*	Unless the transfer is an automated transfer from the two-year GPA as part of a dollar-cost averaging program or an Interest Sweep strategy.

Market Timing
Market timing can reduce the value of your investment in the contract. If market timing causes the returns of an underlying fund to suffer, contract value you have allocated to a subaccount that invests in that underlying fund will be lower too. Market timing can cause you, any joint owner of the contract and your beneficiary(ies) under the contract a financial loss.

Funds available as investment options under the contract that invest in securities that trade in overseas securities markets may be at greater risk of loss from market timing, as market timers may seek to take advantage of changes in the values of securities between the close of overseas markets and the close of U.S. markets. Also, the risks of market timing may be

RIVERSOURCE SIGNATURE VARIABLE ANNUITY — PROSPECTUS 31

greater for underlying funds that invest in securities such as small cap stocks, high yield bonds, or municipal securities, that may be traded infrequently.

We seek to prevent market timing. Market timing is frequent or short-term trading activity. We do not accommodate short-term trading activities. Do not buy a contract if you wish to use short-term trading strategies to manage your investment. The market timing policies and procedures described below apply to transfers among the subaccounts within the contract. The underlying funds in which the subaccounts invest have their own market timing policies and procedures. The market timing policies of the underlying funds may be more restrictive than the market timing policies and procedures we apply to transfers among the subaccounts of the contract, and may include redemption fees. We reserve the right to modify our market timing policies and procedures at any time without prior notice to you.

Market timing may hurt the performance of an underlying fund in which a subaccount invests in several ways, including but not necessarily limited to:

•	diluting the value of an investment in an underlying fund in which a subaccount invests;

•	increasing the transaction costs and expenses of an underlying fund in which a subaccount invests; and,

•	preventing the investment adviser(s) of an underlying fund in which a subaccount invests from fully investing the assets of the fund in accordance with the fund’s investment objectives.

In order to help protect you and the underlying funds from the potentially harmful effects of market timing activity, we apply the following market timing policy to discourage frequent transfers of contract value among the subaccounts of the variable account:

We try to distinguish market timing from transfers that we believe are not harmful, such as periodic rebalancing for purposes of an asset allocation, dollar-cost averaging and asset rebalancing program that may be described in this prospectus. There is no set number of transfers that constitutes market timing. Even one transfer in related accounts may be market timing. We seek to restrict the transfer privileges of a contract owner who makes more than three subaccount transfers in any 90 day period. We also reserve the right to refuse any transfer request, if, in our sole judgment, the dollar amount of the transfer request would adversely affect unit values.

If we determine, in our sole judgment, that your transfer activity constitutes market timing, we may modify, restrict or suspend your transfer privileges to the extent permitted by applicable law, which may vary based on the state law that applies to your contract and the terms of your contract. These restrictions or modifications may include, but not be limited to:

•	requiring transfer requests to be submitted only by first-class U.S. mail;

•	not accepting hand-delivered transfer requests or requests made by overnight mail;

•	not accepting telephone or electronic transfer requests;

•	requiring a minimum time period between each transfer;

•	not accepting transfer requests of an agent acting under power of attorney;

•	limiting the dollar amount that you may transfer at any one time;

•	suspending the transfer privilege; or

•	modifying instructions under an automated transfer program to exclude a restricted fund if you do not provide new instructions.

Subject to applicable state law and the terms of each contract, we will apply the policy described above to all contract owners uniformly in all cases. We will notify you in writing after we impose any modification, restriction or suspension of your transfer rights.

We cannot guarantee that we will be able to identify and restrict all market timing activity. Because we exercise discretion in applying the restrictions described above, we cannot guarantee that we will be able to restrict all market timing activity. In addition, state law and the terms of some contracts may prevent us from stopping certain market timing activity. Market timing activity that we are unable to identify and/or restrict may impact the performance of the underlying funds and may result in lower contract values.

In addition to the market timing policy described above, which applies to transfers among the subaccounts within your contract, you should carefully review the market timing policies and procedures of the underlying funds. The market timing policies and procedures of the underlying funds may be materially different than those we impose on transfers among the subaccounts within your contract and may include mandatory redemption fees as well as other measures to discourage frequent transfers. As an intermediary for the underlying funds, we are required to assist them in applying their market timing policies and procedures to transactions involving the purchase and exchange of fund shares. This assistance may include, but not be limited to, providing the underlying fund upon request with your Social Security Number, Taxpayer Identification Number or other United States government-issued identifier, and the details of your

 32  RIVERSOURCE SIGNATURE VARIABLE ANNUITY — PROSPECTUS

contract transactions involving the underlying fund. An underlying fund, in its sole discretion, may instruct us at any time to prohibit you from making further transfers of contract value to or from the underlying fund, and we must follow this instruction. We reserve the right to administer and collect on behalf of an underlying fund any redemption fee imposed by an underlying fund. Market timing policies and procedures adopted by underlying funds may affect your investment in the contract in several ways, including but not limited to:

•	Each fund may restrict or refuse trading activity that the fund determines, in its sole discretion, represents market timing.

•	Even if we determine that your transfer activity does not constitute market timing under the market timing policies described above which we apply to transfers you make under the contract, it is possible that the underlying fund’s market timing policies and procedures, including instructions we receive from a fund may require us to reject your transfer request. For example, while we disregard transfers permitted under any asset allocation, dollar-cost averaging and asset rebalancing programs that may be described in this prospectus, we cannot guarantee that an underlying fund’s market timing policies and procedures will do so. Orders we place to purchase fund shares for the variable account are subject to acceptance by the fund. We reserve the right to reject without prior notice to you any transfer request if the fund does not accept our order.

•	Each underlying fund is responsible for its own market timing policies, and we cannot guarantee that we will be able to implement specific market timing policies and procedures that a fund has adopted. As a result, a fund’s returns might be adversely affected, and a fund might terminate our right to offer its shares through the variable account.

•	Funds that are available as investment options under the contract may also be offered to other intermediaries who are eligible to purchase and hold shares of the fund, including without limitation, separate accounts of other insurance companies and certain retirement plans. Even if we are able to implement a fund’s market timing policies, we cannot guarantee that other intermediaries purchasing that same fund’s shares will do so, and the returns of that fund could be adversely affected as a result.

For more information about the market timing policies and procedures of an underlying fund, the risks that market timing pose to that fund, and to determine whether an underlying fund has adopted a redemption fee, see that fund’s prospectus.

HOW TO REQUEST A TRANSFER OR WITHDRAWAL

 1 By letter

Send your name, contract number, Social Security Number or Taxpayer Identification Number* and signed request for a transfer or withdrawal to our corporate office:

RiverSource Life Insurance Company
829 Ameriprise Financial Center
Minneapolis, MN 55474

Minimum amount
Transfers or withdrawals:  $500 or entire account balance

Maximum amount
Transfers or withdrawals:  Contract value or entire account balance

*	Failure to provide a Social Security Number or Taxpayer Identification Number may result in mandatory tax withholding on the taxable portion of the distribution.

 2  By automated transfers and automated partial withdrawals

Your investment professional can help you set up automated transfers or partial withdrawals among your GPAs, one-year fixed account or the subaccounts.

You can start or stop this service by written request or other method acceptable to us.

You must allow 30 days for us to change any instructions that are currently in place.

•	Automated transfers from the one-year fixed account to any one of the subaccounts may not exceed an amount that, if continued, would deplete the one-year fixed account within 12 months. For contracts issued before June 16, 2003, we have removed this restriction, and you may transfer contract values from the one-year fixed account to the subaccounts at any time. We will inform you at least 30 days in advance of the day we intend to reimpose this restriction.

For contracts with applications signed on or after June 16, 2003, the time limitations on transfers from the one-year fixed account will be enforced, and transfers out of the one-year fixed account are limited to 30% of the one-year fixed account values at the beginning of the contract year or $10,000, whichever is greater.

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•	Automated withdrawals may be restricted by applicable law under some contracts.

•	You may not make additional purchase payments if automated partial withdrawals are in effect.

•	Automated partial withdrawals may result in income taxes and penalties on all or part of the amount withdrawn.

Minimum amount
Transfers or withdrawals:  $100 monthly
                           $250 quarterly, semiannually or annually

 3 By phone

Call:
1-800-333-3437

Minimum amount
Transfers or withdrawals:  $500 or entire account balance

Maximum amount
Transfers:                           Contract value or entire account balance
Withdrawals:                      $25,000

We answer telephone requests promptly, but you may experience delays when the call volume is unusually high. If you are unable to get through, use the mail procedure as an alternative.

We will honor any telephone transfer or withdrawal requests that we believe are authentic and we will use reasonable procedures to confirm that they are. This includes asking identifying questions and recording calls. We will not allow a telephone withdrawal within 30 days of a phoned-in address change. As long as we follow the procedures, we (and our affiliates) will not be liable for any loss resulting from fraudulent requests.

Telephone transfers and withdrawals are automatically available. You may request that telephone transfers and withdrawals not be authorized from your account by writing to us.

Withdrawals

You may withdraw all or part of your contract at any time before annuity payouts begin by sending us a written request or calling us. If we receive your withdrawal request in good order at our corporate office before the close of business, we will process your withdrawal using accumulation unit value we calculate on the valuation date we received your withdrawal request. If we receive your withdrawal request our corporate office at or after the close of business, we will process your withdrawal using the accumulation unit value we calculate on the next valuation date after we received your withdrawal request. We may ask you to return the contract. You may have to pay a contract administrative charge, withdrawal charges or any applicable optional rider charges (see “Charges”) and federal income taxes and penalties. State and local income taxes may also apply (see “Taxes”). You cannot make withdrawals after annuity payouts begin except under Plan E. (See “The Annuity Payout Period — Annuity Payout Plans.”)

Any partial withdrawals you take under the contract will reduce your contract value. As a result, the value of your death benefit or any optional benefits you have elected will also be reduced (see “Optional Benefits”). In addition, withdrawals you are required to take to satisfy RMDs under the Code may reduce the value of certain death benefits and optional benefits (see “Taxes — Qualified Annuities — Required Minimum Distributions”).

WITHDRAWAL POLICIES
If you have a balance in more than one account and you request a partial withdrawal, we will automatically withdraw from all your subaccounts, GPAs and/or the one-year fixed account in the same proportion as your value in each account correlates to your total contract value, unless requested otherwise. After executing a partial withdrawal, the value in the one-year fixed account and each GPA and subaccount must be either zero or at least $50.

RECEIVING PAYMENT
By regular or express mail:

•	payable to you;

•	mailed to address of record.

NOTE: We will charge you a fee if you request express mail delivery.

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Normally, we will send the payment within seven days after receiving your request in good order. However, we may postpone the payment if:

–	the withdrawal amount includes a purchase payment check that has not cleared;

–	the NYSE is closed, except for normal holiday and weekend closings;

–	trading on the NYSE is restricted, according to SEC rules;

–	an emergency, as defined by SEC rules, makes it impractical to sell securities or value the net assets of the accounts; or

–	the SEC permits us to delay payment for the protection of security holders.

TSA — Special Provisions

PARTICIPANTS IN TAX-SHELTERED ANNUITIES
If the contract is intended to be used in connection with an employer sponsored 403(b) plan, additional rules relating to this contract can be found in the annuity endorsement for tax sheltered 403(b) annuities. Unless we have made special arrangements with your employer, the contract is not intended for use in connection with an employer sponsored 403(b) plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). In the event that the employer either by affirmative election or inadvertent action causes contributions under a plan that is subject to ERISA to be made to this contract, we will not be responsible for any obligations and requirements under ERISA and the regulations thereunder, unless we have prior written agreement with the employer. You should consult with your employer to determine whether your 403(b) plan is subject to ERISA.

In the event we have a written agreement with your employer to administer the plan pursuant to ERISA, special rules apply as set forth in the TSA endorsement.

The employer must comply with certain nondiscrimination requirements for certain types of contributions under a TSA contract to be excluded from taxable income. You should consult your employer to determine whether the nondiscrimination rules apply to you.

The Code imposes certain restrictions on your right to receive early distributions from a TSA:

•	Distributions attributable to salary reduction contributions (plus earnings) made after Dec. 31, 1988, or to transfers or rollovers from other contracts, may be made from the TSA only if:

–	you are at least age 59 1/2;

–	you are disabled as defined in the Code;

–	you severed employment with the employer who purchased the contract;

–	the distribution is because of your death;

–	the distribution is due to plan termination; or

–	you are a military reservist.

•	If you encounter a financial hardship (as provided by the Code), you may be eligible to receive a distribution of all contract values attributable to salary reduction contributions made after Dec. 31, 1988, but not the earnings on them.

•	Even though a distribution may be permitted under the above rules, it may be subject to IRS taxes and penalties (see “Taxes”)

•	The above restrictions on distributions do not affect the availability of the amount credited to the contract as of Dec. 31, 1988. The restrictions also do not apply to transfers or exchanges of contract value within the contract, or to another registered variable annuity contract or investment vehicle available through the employer.

Changing Ownership

You may change ownership of your nonqualified annuity at any time by completing a change of ownership form we approve and sending it to our corporate office. The change will become binding on us when we receive and record it. We will honor any change of ownership request received in good order that we believe is authentic and we will use reasonable procedures to confirm authenticity. If we follow these procedures, we will not take any responsibility for the validity of the change.

If you have a nonqualified annuity, you may incur income tax liability by transferring, assigning or pledging any part of it. (See “Taxes.”)

If you have a qualified annuity, you may not sell, assign, transfer, discount or pledge your contract as collateral for a loan, or as security for the performance of an obligation or for any other purpose except as required or permitted by the Code.

RIVERSOURCE SIGNATURE VARIABLE ANNUITY — PROSPECTUS 35

However, if the owner is a trust or custodian, or an employer acting in a similar capacity, ownership of the contract may be transferred to the annuitant.

Please consider carefully whether or not you wish to change ownership of your annuity contract. If you elected any optional contract features or riders, the new owner and annuitant will be subject to all limitations and/or restrictions of those features or riders just as if they were purchasing a new contract. If you have a GMIB rider, the rider will terminate upon transfer of ownership. (See “Optional Benefits.”)

Benefits in Case of Death

There are three death benefit options under this contract:

•	Return of Purchase Payments (ROP) Death Benefit;

•	Maximum Anniversary Value (MAV) Death Benefit; and

•	Enhanced Death Benefit (EDB) rider.

If either you or the annuitant are 80 or older at contract issue, the ROP death benefit will apply. If both you and the annuitant are 79 or younger at contract issue, you can elect either the ROP death benefit, the MAV death benefit or EDB death benefit rider (if its available in your state) on your application. If you select GMIB you must select either the MAV death benefit or the EDB death benefit rider. Once you elect an option, you cannot change it. We show the option that applies in your contract.

There are no additional charges for any of the death benefit options. However, if you select ROP death benefit you may be eligible for contract value credits (see “Valuing Your Investments — Contract Value Credits”).

Under all options, we will pay the death benefit to your beneficiary upon the earlier of your death or the annuitant’s death if you die before the retirement start date while this contract is in force. We will base the benefit paid on the death benefit coverage you chose when you purchased the contract. If a contract has more than one person as the owner, we will pay benefits upon the first to die of any owner or the annuitant.

RETURN OF PURCHASE PAYMENTS DEATH BENEFIT (ROP)

The ROP is intended to help protect your beneficiaries financially in that they will never receive less than your purchase payments adjusted for withdrawals. If you or the annuitant die before annuity payouts begin while this contract is in force, we will pay the beneficiary the greater of these two values, minus any applicable rider charges:

1.	contract value; or

2.	total purchase payments applied to the contract minus adjusted partial withdrawals.

Adjusted partial withdrawals for the ROP or MAV death benefit	=	PW × DB CV

PW = the amount by which the contract value is reduced as a result of the partial withdrawal.

DB = the death benefit on the date of (but prior to) the partial withdrawal.

CV = contract value on the date of (but prior to) the partial withdrawal.

Example

•	You purchase the contract with a payment of $20,000.

•	On the first contract anniversary you make an additional purchase payment of $5,000.

•	During the second contract year the contract value falls to $22,000 and you take a $1,500 partial withdrawal.

•	During the third contract year the contract value grows to $23,000.

We calculate the ROP death benefit as follows:
Contract value at death:	$23,000.00

Purchase payments minus adjusted partial withdrawals:
Total purchase payments:	$25,000.00
minus adjusted partial withdrawals calculated as:

$1,500 × $25,000 $22,000 =	–1,704.55

for a death benefit of:	$23,295.45

ROP death benefit, calculated as the greatest of these two values:	$23,295.45

 36  RIVERSOURCE SIGNATURE VARIABLE ANNUITY — PROSPECTUS

MAXIMUM ANNIVERSARY VALUE DEATH BENEFIT

The MAV death benefit is intended to help protect your beneficiaries financially while your investments have the opportunity to grow. The MAV death benefit does not provide any additional benefit before the first contract anniversary and it may not be appropriate for issue ages 75 to 79 because the benefit values may be limited after age 81. Be sure to discuss with your investment professional whether or not the MAV death benefit is appropriate for your situation.

If both you and the annuitant are age 79 or younger at contract issue, you may choose to add the MAV death benefit to your contract. If you select the Guaranteed Minimum Income Benefit Rider you must select either the MAV death benefit or the EDB death benefit rider.

The MAV death benefit provides that if you or the annuitant die before annuity payouts begin while this contract is in force, we will pay the beneficiary the greatest of these three values, minus any applicable rider charges:

1.	contract value;

2.	total purchase payments applied to the contract minus adjusted partial withdrawals; or

3.	the maximum anniversary value immediately preceding the date of death plus any purchase payments applied to the contract since that anniversary minus adjusted partial withdrawals since that anniversary.

Maximum anniversary value (MAV): We calculate the MAV on each contract anniversary through age 80. There is no MAV prior to the first contract anniversary. On the first contract anniversary we set the MAV equal to the highest of: (a) your current contract value, or (b) total purchase payments minus adjusted partial withdrawals. Every contract anniversary after that, through age 80, we compare the previous anniversary’s MAV (plus any purchase payments since that anniversary minus adjusted partial withdrawals since that anniversary) to the current contract value and we reset the MAV to the higher value. We stop resetting the MAV after you or the annuitant reach age 81. However, we continue to add subsequent purchase payments and subtract adjusted partial withdrawals from the MAV.

Example

•	You purchase the contract with a payment of $20,000.

•	On the first contract anniversary the contract value grows to $29,000.

•	During the second contract year the contract value falls to $22,000, at which point you take a $1,500 partial withdrawal, leaving a contract value of $20,500.

We calculate the MAV death benefit as follows:
Contract value at death:	$20,500.00

Purchase payments minus adjusted partial withdrawals:
Total purchase payments:	$20,000.00
minus adjusted partial withdrawals, calculated as:
$1,500 × $20,000 $22,000 =	–1,363.64

for a death benefit of:	$18,636.36

The MAV immediately preceding the date of death plus any payments made since that anniversary minus adjusted partial withdrawals:
MAV on the prior anniversary:	$29,000.00
plus purchase payments made since the prior anniversary:	+0.00
minus adjusted partial withdrawals, calculated as:
$1,500 × $29,000 $22,000 =	–1,977.27

for a death benefit of:	$27,022.73

The MAV death benefit, calculated as the greatest of these three values:	$27,022.73

ENHANCED DEATH BENEFIT (EDB)

The EDB is intended to help protect your beneficiaries financially while your investments have the opportunity to grow. The EDB does not provide any additional benefit before the first contract anniversary and it may not be appropriate for issue

RIVERSOURCE SIGNATURE VARIABLE ANNUITY — PROSPECTUS 37

ages 75 to 79 because the benefit values may be limited after age 81. Be sure to discuss with your investment professional whether or not the EDB is appropriate for your situation.

If this rider is available in your state and both you and the annuitant are 79 or younger at contract issue, you may choose to add the EDB to your contract. If you select the Guaranteed Minimum Income Benefit Rider you must select either the MAV death benefit or the EDB rider.

The EDB provides that if you or the annuitant die before annuity payouts begin while this contract is in force, we will pay the beneficiary the greatest of these three values, minus any applicable rider charges:

1. contract value;

2. total purchase payments applied to the contract minus adjusted partial withdrawals; or

3. the 5% rising floor.

5% rising floor: This is the sum of the value of your GPAs, the one-year fixed account and the variable account floor. There is no variable account floor prior to the first contract anniversary. On the first contract anniversary, we establish the variable account floor as:

•	the amounts allocated to the subaccounts at issue increased by 5%;

•	plus any subsequent amounts allocated to the subaccounts;

•	minus adjusted transfers and partial withdrawals from the subaccounts.

Thereafter, we continue to add subsequent purchase payments allocated to the subaccounts and subtract adjusted transfers and partial withdrawals from the subaccounts. On each contract anniversary after the first, through age 80, we add an amount to the variable account floor equal to 5% of the prior anniversary’s variable account floor. We stop adding this amount after you or the annuitant reach age 81.

5% rising floor adjusted transfers or partial withdrawals	=	PWT × VAF SV

PWT	=	the amount by which the contract value in the subaccounts is reduced as a result of the partial withdrawal or transfer from the subaccounts.
VAF	=	variable account floor on the date of (but prior to) the transfer or partial withdrawal.
SV	=	value of the subaccounts on the date of (but prior to) the transfer or partial withdrawal.

Example

•	You purchase the contract with a payment of $25,000 with $5,000 allocated to the one-year fixed account and $20,000 allocated to the subaccounts.

•	On the first contract anniversary, the one-year fixed account value is $5,200 and the subaccount value is $17,000. Total contract value is $23,200.

•	During the second contract year the one-year fixed account value is $5,300 and the subaccount value is $19,000. Total contract value is $24,300. You take a $1,500 partial withdrawal all from the subaccounts, leaving the contract value at $22,800.

The death benefit is calculated as follows:
Contract value at death:	$22,800.00

Purchase payments minus adjusted partial withdrawals:
Total purchase payments:	$25,000.00
minus adjusted partial withdrawals, calculated as:
$1,500 × $25,000 $24,300 =	–1,543.21

for a death benefit of:	$23,456.79

 38  RIVERSOURCE SIGNATURE VARIABLE ANNUITY — PROSPECTUS

The 5% rising floor:
The variable account floor on the first contract anniversary, calculated as: 1.05 × $20,000 =	$21,000.00
plus amounts allocated to the subaccounts since that anniversary:	+0.00
minus the 5% rising floor adjusted partial withdrawal from the subaccounts, calculated as:
$1,500 × $21,000 $19,000 =	–$1,657.89

variable account floor benefit:	$19,342.11
plus the one-year fixed account value:	+5,300.00

5% rising floor (value of the GPAs, the one-year fixed account and the variable account floor):	$24,642.11

The EDB death benefit, calculated as the greatest of these three values:	$24,642.11

IF YOU DIE BEFORE YOUR RETIREMENT DATE
When paying the beneficiary, we will process the death claim on the valuation date our death claim requirements are fulfilled. We will determine the contract’s value using the accumulation unit value we calculate on that valuation date. We pay interest, if any, at a rate no less than required by law. If requested, we will mail payment to the beneficiary within seven days after our death claim requirements are fulfilled.

Nonqualified annuities
If your spouse is sole beneficiary and you die before the retirement date, your spouse may keep the contract as owner with the contract value equal to the death benefit that would otherwise have been paid. To do this your spouse must give us written instructions to continue the contract as owner. There will be no withdrawal charges on the contract from that point forward unless additional purchase payments are made. If you elected any optional contract features or riders, your spouse and the new annuitant (if applicable) will be subject to all limitations and/or restrictions of those features or riders just as if they were purchasing a new contract. The GMIB rider, if selected, will terminate. (See “Optional Benefits.”)

If your beneficiary is not your spouse, we will pay the beneficiary in a single sum unless you give us other written instructions. Generally, we must fully distribute the death benefit within five years of your death. However, the beneficiary may receive payouts under any annuity payout plan available under this contract if:

•	the beneficiary asks us in writing within 60 days after the day on which all documents have been received that prove your death has occurred; and

•	payouts begin no later than one year after your death, or other date as permitted by the IRS; and

•	the payout period does not extend beyond the beneficiary’s life or life expectancy.

Qualified annuities

•	Spouse beneficiary: If you have not elected an annuity payout plan, and if your spouse is the sole beneficiary, your spouse may either elect to treat the contract as his/her own, so long as he or she is eligible to do so, or elect an annuity payout plan or another plan agreed to by us. If your spouse elects a payout option, the payouts must begin no later than the year in which you would have reached age 70 1/2. If you attained age 70 1/2 at the time of death, payouts must begin no later than Dec. 31 of the year following the year of your death.

Your spouse may elect to assume ownership of the contract at any time before annuity payments begin. If your spouse elects to assume ownership of the contract, the contract value will be equal to the death benefit that would otherwise have been paid. There will be no withdrawal charges on the contract from that point forward unless additional purchase payments are made. If you elected any optional contract features or riders, your spouse and the new annuitant (if applicable) will be subject to all limitations and/or restrictions of those features or riders just as if they were purchasing a new contract. The GMIB rider, if selected, will terminate. (See “Optional Benefits.”)

•	Non-spouse beneficiary: If you have not elected an annuity payout plan, and if death occurs prior to the year you would have attained age 70 1/2, the beneficiary may elect to receive payouts from the contract over a five year period. If your beneficiary does not elect a five year payout, or if your death occurs after attaining age 70 1/2, we will pay the beneficiary in a single sum unless the beneficiary elects to receive payouts under any payout plan available under this contract if:

•	the beneficiary asks us in writing within 60 days after the day on which all documents have been received that prove your death has occurred; and

RIVERSOURCE SIGNATURE VARIABLE ANNUITY — PROSPECTUS 39

•	payouts begin no later than one year following the year of your death; and

•	the payout period does not extend beyond the beneficiary’s life or life expectancy.

If a beneficiary elects an alternative payment plan which is an inherited IRA, all optional death benefits and living benefits will terminate. In the event of your beneficiary’s death, their beneficiary can elect to take a lump sum payment or to continue the alternative payment plan following the schedule of minimum withdrawals established based on the life expectancy of your beneficiary.

•	Annuity payout plan: If you elect an annuity payout plan which guarantees payouts to a beneficiary after your death, the payouts to your beneficiary will continue pursuant to the annuity payout plan you elect.

Optional Benefits

The assets held in our general account support the guarantees under your contract, including optional death benefits and optional living benefits. To the extent that we are required to pay you amounts in addition to your contract value under these benefits, such amounts will come from our general account assets. You should be aware that our general account is exposed to the risks normally associated with a portfolio of fixed-income securities, including interest rate, option, liquidity and credit risk. The financial statements contained in the SAI include a further discussion of the risks inherent within the investments of the general account.

GUARANTEED MINIMUM INCOME BENEFIT RIDER (GMIB)
The GMIB is intended to provide you with a guaranteed minimum lifetime income regardless of the volatility inherent in the investments in the subaccounts. You should consider whether the GMIB rider is appropriate for your situation because:

•	you must hold the GMIB for seven years;

•	the GMIB rider terminates* 30 days following the contract anniversary after the annuitant’s 86th birthday;

•	you can only exercise the GMIB within 30 days after a contract anniversary;

•	the 6% rising floor value we use in the GMIB benefit base to calculate annuity payouts under the GMIB is limited after age 81; and

•	there are additional costs associated with the rider.

*	The rider and annual fee terminate 30 days following the contract anniversary after the annuitant’s 86th birthday, however, if you exercise the GMIB rider before this time, your benefits will continue according to the annuity payout plan you have selected.

If you are purchasing the contract as a qualified annuity, such as an IRA, and you are planning to begin annuity payouts after the date on which minimum distributions required by the IRS must begin, you should consider whether the GMIB is appropriate for you. Partial withdrawals you take from the contract, including those taken to satisfy required minimum distributions, will reduce the GMIB benefit base (defined below), which in turn may reduce or eliminate the amount of any annuity payments available under the rider (see “Taxes — Qualified Annuities — Required Minimum Distributions”). Consult a tax advisor before you purchase any GMIB with a qualified annuity, such as an IRA.

If this rider is available in your state and the annuitant is 75 or younger at contract issue, you may choose to add this optional benefit at the time you purchase your contract for an additional annual charge (see “Charges”). You cannot select this rider if you select the 8% Performance Credit Rider. You must elect the GMIB along with either the MAV death benefit or the EDB death benefit rider at the time you purchase your contract and your rider effective date will be the contract issue date. If the annuitant is between age 73 and age 75 at contract issue, you should consider whether a GMIB rider is appropriate for your situation. Be sure to discuss with your investment professional whether either GMIB rider option is appropriate for your situation.

In some instances we may allow you to add the GMIB to your contract at a later date if it was not available when you initially purchased your contract. In these instances, we would add the GMIB on the next contract anniversary and this would become the rider effective date. For purposes of calculating the GMIB benefit base under these circumstances, we consider the contract value on the rider effective date to be the initial purchase payment; we disregard all previous purchase payments, transfers and withdrawals in the GMIB calculations.

Investment selection under the GMIB: You may allocate your purchase payments or transfers to any of the subaccounts, the GPAs or the one-year fixed account. However, we reserve the right to limit the amount you allocate to subaccounts investing in the RiverSource Variable Portfolio — Cash Management Fund to 10% of the total amount in the subaccounts. If we are required to activate this restriction, and you have more than 10% of your subaccount value in this fund, we will send you a notice and ask that you reallocate your contract value so that the 10% limitation is satisfied within 60 days. We will terminate the GMIB if you have not satisfied the limitation after 60 days.

 40  RIVERSOURCE SIGNATURE VARIABLE ANNUITY — PROSPECTUS

Exercising the GMIB:

•	you may only exercise the GMIB within 30 days after any contract anniversary following the expiration of a seven-year waiting period from the rider effective date.

•	the annuitant on the retirement date must be between 50 and 86 years old.

•	you can only take an annuity payout under one of the following annuity payout plans:

– Plan A – Life Annuity — no refund

– Plan B – Life Annuity with ten years certain

– Plan D – Joint and last survivor life annuity — no refund

•	you may change the annuitant for the payouts.

When you exercise your GMIB, you may select a fixed or variable annuity payout plan. Fixed annuity payouts are calculated using the annuity purchase rates based on the “1983 Individual Annuitant Mortality Table A” with 100% Projection Scale  G and an interest rate of 2.5%. Your annuity payouts remain fixed for the lifetime of the annuity payout period.

First year variable annuity payouts are calculated in the same manner as fixed annuity payouts. Once calculated, your annuity payouts remain unchanged for the first year. After the first year, subsequent annuity payouts are variable and depend on the performance of the subaccounts you select. Variable annuity payouts after the first year are calculated using the following formula:

Pt–1 (1 + i) 1.05	= Pt

Pt–1	= prior annuity payout
Pt	= current annuity payout
i	= annualized subaccount performance

Each subsequent variable annuity payout could be more or less than the previous variable annuity payout if the subaccount investment performance is greater or less than the 5% assumed investment rate. If your subaccount performance equals 5%, your annuity payout will be unchanged from the previous annuity payout. If your subaccount performance is in excess of 5%, your variable annuity payout will increase from the previous annuity payout. If your subaccount investment performance is less than 5%, your variable annuity payout will decrease from the previous annuity payout.

The GMIB benchmarks the contract growth at each anniversary against several comparison values and sets the GMIB benefit base (described below) equal to the largest value. The GMIB benefit base, less any applicable premium tax, is the value we apply to the guaranteed annuity purchase rates we use in the 2.5% Table to calculate the minimum annuity payouts you will receive if you exercise the GMIB. If the GMIB benefit base is greater than the contract value, the GMIB may provide a higher annuity payout level than is otherwise available. However, the GMIB uses guaranteed annuity purchase rates which may result in annuity payouts that are less than the annuity purchase rates that we will apply at annuitization under the standard contract provisions. Therefore, the level of income provided by the GMIB may be less than the income the contract otherwise provides. If the annuity payouts through the standard contract provisions are more favorable than the payouts available through the GMIB, you will receive the higher standard payout option. The GMIB does not create contract value or guarantee the performance of any investment option.

GMIB benefit base: If the GMIB is effective at contract issue, the GMIB benefit base is the greatest of:

1.	contract value;

2.	total purchase payments minus adjusted partial withdrawals; or

3. the 6% rising floor.

6% rising floor: This is the sum of the value of the GPAs, one-year fixed account and the variable account floor. We calculate the variable account floor on each contract anniversary through age 80. There is no variable account floor prior to the first contract anniversary. On the first contract anniversary, we set the variable account floor equal to:

•	the initial purchase payments allocated to the subaccounts increased by 6%;

•	plus any subsequent amounts allocated to the subaccounts; and

•	minus adjusted transfers or partial withdrawals from the subaccounts.

Every contract anniversary after that, through age 80, we reset the variable account floor by accumulating the prior anniversary’s variable account floor at 6% plus any subsequent amounts allocated to the subaccounts minus adjusted transfers or partial withdrawals from the subaccounts. We stop resetting the variable account floor after you or the annuitant reach

RIVERSOURCE SIGNATURE VARIABLE ANNUITY — PROSPECTUS 41

age 81. However, we continue to add subsequent amounts you allocate to the subaccounts and subtract adjusted transfers or partial withdrawals from the subaccounts.

Keep in mind that the 6% rising floor is limited after age 81.

We reserve the right to exclude from the GMIB benefit base any purchase payments you make in the five years before you exercise the GMIB. We would do so only if such payments total $50,000 or more or if they are 25% or more of total contract payments. If we exercise this right, we:

•	subtract each payment adjusted for market value from the contract value.

•	subtract each payment from the 6% rising floor. We adjust the payments made to the GPAs and the one-year fixed account for market value. We increase payments allocated to the subaccounts by 6% for the number of full contract years they have been in the contract before we subtract them from the 6% rising floor.

For each payment, we calculate the market value adjustment to the contract value, the GPAs and the one-year fixed account value of the 6% rising floor as:

PMT × CVG ECV

PMT =	each purchase payment made in the five years before you exercise the GMIB.

CVG =	current contract value at the time you exercise the GMIB.

ECV =	the estimated contract value on the anniversary prior to the payment in question. We assume that all payments and partial withdrawals occur at the beginning of a contract year.

For each payment, we calculate the 6% increase of payments allocated to the subaccounts as:

PMT x (1.06)CY

CY = the full number of contract years the payment has been in the contract.

Terminating the GMIB

•	You may terminate the rider within 30 days after the first rider anniversary.

•	You may terminate the rider any time after the seventh rider anniversary.

•	The rider will terminate on the date:

– you make a full withdrawal from the contract;

– a death benefit is payable; or

– you choose to begin taking annuity payouts under the regular contract provisions.

•	The GMIB rider will terminate* 30 days following the contract anniversary after the annuitant’s 86th birthday.

*	The rider and annual fee terminate 30 days following the contract anniversary after the annuitant’s 86th birthday, however, if you exercise the GMIB rider before this time, your benefits will continue according to the annuity payout plan you have selected.

Example

•	You purchase the contract during the 2004 calendar year with a payment of $100,000 and you allocate all of your purchase payment to the subaccounts.

•	There are no additional purchase payments and no partial withdrawals.

•	Assume the annuitant is male and age 55 at contract issue. For the joint and last survivor option (annuity payout Plan D), the joint annuitant is female and age 55 at contract issue.

 42  RIVERSOURCE SIGNATURE VARIABLE ANNUITY — PROSPECTUS

Taking into account fluctuations in contract value due to market conditions, we calculate the GMIB benefit base as:

Contract				GMIB
anniversary	Contract value	Purchase payments	6% rising floor	benefit base

1	$107,000	$100,000	$106,000

2	125,000	100,000	112,360

3	132,000	100,000	119,102

4	150,000	100,000	126,248

5	85,000	100,000	133,823

6	120,000	100,000	141,852

7	138,000	100,000	150,363	$150,363

8	152,000	100,000	159,388	159,388

9	139,000	100,000	168,948	168,948

10	126,000	100,000	179,085	179,085

11	138,000	100,000	189,830	189,830

12	147,000	100,000	201,220	201,220

13	215,000	100,000	213,293	215,000

14	234,000	100,000	226,090	234,000

15	240,000	100,000	239,655	240,000

NOTE: The 6% rising floor value is limited after age 81, but the GMIB benefit base may increase if the contract value increases. However, you should keep in mind that you are always entitled to annuitize using the contract value without exercising the GMIB.

If you annuitize the contract within 30 days after a contract anniversary, the payout under a fixed annuity option (which is the same as the minimum payout for the first year under a variable annuity option) would be:

			Minimum Guaranteed Monthly Income
Contract		Plan A –	Plan B –	Plan D joint and
anniversary		life annuity —	life annuity with	last survivor life
at exercise	GMIB Benefit Base	no refund	ten years certain	annuity — no refund

10	$179,085 (6% Rising Floor)	$872.14	$850.65	$691.27

15	240,000 (Contract Value)	1,346.40	1,286.40	1,034.40

The payouts above are shown at guaranteed annuity rates we use in the 2.5% Table. Payouts under the standard provisions of this contract will be based on our annuity rates in effect at annuitization and are guaranteed to be greater than or equal to the guaranteed annuity rates stated in Table B of the contract. The fixed annuity payout available under the standard provisions of this contract would be at least as great as shown below:

Contract		Plan A –	Plan B –	Plan D joint and
anniversary		life annuity —	life annuity with	last survivor life
at exercise	GMIB Benefit Base	no refund	ten years certain	annuity — no refund

10	$126,000	$650.16	$632.52	$520.38

15	240,000	1,416.00	1,351.20	1,096.80

In the example above, at the 15th contract anniversary you would not experience a benefit from the GMIB as the payout available to you is equal to or less than the payout available under the standard provisions of the contract.

Remember that after the first year, lifetime income payouts under a variable annuity payout option will depend on the investment performance of the subaccounts you select. If your subaccount performance is 5%, your annuity payout will be unchanged from the previous annuity payout. If your subaccount performance is in excess of 5%, your variable annuity payout will increase from the previous annuity payout. If your subaccount investment performance is less than 5%, your variable annuity payout will decrease from the previous annuity payout.

8% PERFORMANCE CREDIT RIDER (PCR)
The PCR is intended to provide you with an additional benefit if your earnings are less than the target value on the seventh and tenth rider anniversaries (see below). This is an optional benefit you may select for an additional annual charge of 0.25% of your contract value. The PCR does not provide any additional benefit before the seventh rider anniversary and it may not be appropriate for issue ages 83 or older due to this required holding period. Be sure to discuss with your investment professional whether or not the PCR is appropriate for your situation.

RIVERSOURCE SIGNATURE VARIABLE ANNUITY — PROSPECTUS 43

If the PCR is available in your state, you may choose to add this benefit to your contract at issue. You cannot select the PCR if you select the GMIB.

In some instances we may allow you to add the PCR to your contract at a later date if it was not available when you initially purchased your contract. In these instances, we would add the PCR on the next contract anniversary and this would become the rider effective date. For purposes of calculating the target value under these circumstances, we consider the contract value on the rider effective date to be the first contract year’s purchase payments.

Investment selection under the PCR: You may allocate your purchase payments or transfers to any of the subaccounts, GPAs or the one-year fixed account. However, we reserve the right to limit the aggregate amount in the GPAs and the one-year fixed account and amounts you allocate to subaccounts investing in the RiverSource Variable Portfolio — Cash Management Fund to 10% of your total contract value. If we are required to activate this restriction, and you have more than 10% of your contract value in these accounts, we will send you a notice and ask that you reallocate your contract value so that the 10% limitation is satisfied within 60 days. We will terminate the PCR if you have not satisfied the limitation after 60 days.

Target value: We calculate the target value on each rider anniversary. There is no target value prior to the first rider anniversary. On the first rider anniversary we set the target value equal to your first year’s purchase payments minus the target value adjusted partial withdrawals accumulated at an annual effective rate of 8%. Every rider anniversary after that, we recalculate the target value by accumulating the prior anniversary’s target value and any additional purchase payments minus the target value adjusted partial withdrawals at an annual effective rate of 8%.

Target value adjusted partial withdrawals	=	PW × TV CV

PW = the partial withdrawal including any applicable withdrawal charge or MVA.

TV =	the target value on the date of (but prior to) the partial withdrawal.

CV =	contract value on the date of (but prior to) the partial withdrawal.

Your benefits under the PCR are as follows:

(a)	If on the seventh rider anniversary your contract value is less than the target value, we will add a PCR credit to your contract equal to:

  3% × (PP – PCRPW – PP5)

   PP = total purchase payments.

PCRPW =	PCR adjusted partial withdrawals. The PCR adjusted partial withdrawal amount is an adjustment we make to determine the proportionate amount of any partial withdrawal attributable to purchase payments received five or more years before the target value is calculated (on the tenth year rider anniversary). For a more detailed description of the PCR adjusted partial withdrawal please see Appendix A.

PP5 =	purchase payments made in the prior five years.

We apply the PCR credit to your contract on the seventh rider anniversary and allocate it among the fixed accounts and subaccounts according to your current asset allocation.

(b)	If on the tenth rider anniversary your contract value is less than the target value, we will add a PCR credit to your contract equal to:

  5% × (PP – PCRPW – PP5)

We restart the calculation period for the PCR on the tenth rider anniversary and every ten years after that while you own the contract. We use the contract value (including any credits) on that anniversary as your first contract year’s payments for calculating the target value and any applicable PCR credit. We may then apply additional PCR credits to your contract at the end of each seven- and ten-year period as described above.

PCR reset: You can elect to lock in your contract growth by restarting the ten-year PCR calculation period on any contract anniversary. If you elect to restart the calculation period, the contract value on the restart date is used as the first year’s payments for the calculating the target value and any applicable PCR credit. The next calculation period for the PCR will restart at the end of this new ten-year period. We must receive your request to restart the PCR calculation period within 30 days after a contract anniversary.

Terminating the PCR

•	You may terminate the PCR within 30 days following the first contract anniversary after the PCR rider effective date.

•	You may terminate the PCR within 30 days following the later of the tenth contract anniversary after the PCR rider effective date or the last rider reset date.

 44  RIVERSOURCE SIGNATURE VARIABLE ANNUITY — PROSPECTUS

•	The PCR will terminate on the date:

– you make a full withdrawal from the contract;

– that a death benefit is payable; or

– you choose to begin taking annuity payouts.

Example

•	You purchase the contract with a payment of $104,000.

•	There are no additional purchase payments and no partial withdrawals.

•	On the seventh contract anniversary, the contract value is $150,000.

•	We determine the target value on the seventh contract anniversary as your purchase payments (there are no partial withdrawals to subtract) accumulated at an annual effective rate of 8% or:

$104,000 × (1.08)7 = $104,000 × 1.71382 = $178,237.72.

Your contract value ($150,000) is less than the target value ($178,237.72) so we will add a PCR credit to your contract equal to 3% of your purchase payments (there are no partial withdrawals or purchase payments made in the last five years to subtract), which is:

0.03 × $104,000 = $3,120.

After application of the PCR credit, your total contract value would be $153,120.

•	On the tenth contract anniversary, the contract value is $220,000.

•	We determine the target value on the tenth contract anniversary as your purchase payments (there are no partial withdrawals to subtract) accumulated at an annual effective rate of 8% or:

$104,000 × (1.08)10 = $104,000 × 2.158924 = $224,528.20.

Your contract value ($220,000) is less than the target value ($224,528.20) so we will add a PCR credit to your contract equal to 5% of your purchase payments (there are no partial withdrawals or purchase payments made in the last five years to subtract), which is:

0.05 × $104,000 = $5,200.

After application of the PCR credit, your total contract value would be $225,200.

•	The PCR calculation period automatically restarts on the tenth contract anniversary with the target values first year’s payments equal to $225,200. We would make the next PCR credit determination on the twentieth contract anniversary.

The Annuity Payout Period

As owner of the contract, you have the right to decide how and to whom annuity payouts will be made starting at the retirement date. You may select one of the annuity payout plans outlined below, or we may mutually agree on other payout arrangements. We do not deduct any withdrawal charges under the payout plans listed below, except under annuity payout Plan E.

You also decide whether we will make annuity payouts on a fixed or variable basis, or a combination of fixed and variable. The amount available to purchase payouts under the plan you select is the contract value on your retirement date after any rider charges have been deducted, plus any positive or negative MVA (less any applicable premium tax). Additionally, we currently allow you to use part of the amount available to purchase payouts, leaving any remaining contract value to accumulate on a tax-deferred basis. If you select a variable annuity payout, we reserve the right to limit the number of subaccounts in which you may invest. The GPAs are not available during this payout period.

Amounts of fixed and variable payouts depend on:

•	the annuity payout plan you select;

•	the annuitant’s age and, in most cases, sex;

•	the annuity table in the contract; and

•	the amounts you allocated to the accounts at settlement.

In addition, for variable annuity payouts only, amounts depend on the investment performance of the subaccounts you select. These payouts will vary from month to month because the performance of the funds will fluctuate. Fixed payouts remain the same from month to month.

RIVERSOURCE SIGNATURE VARIABLE ANNUITY — PROSPECTUS 45

For information with respect to transfers between accounts after annuity payouts begin (see “Making the Most of Your Contract — Transfer policies”).

ANNUITY TABLES
The annuity tables in your contract (Table A and Table B) show the amount of the monthly payout for each $1,000 of contract value according to the age and, when applicable, the annuitant’s sex. (Where required by law, we will use a unisex table of settlement rates.)

Table A shows the amount of the first monthly variable annuity payout assuming that the contract value is invested at the beginning of the annuity payout period and earns a 5% rate of return, which is reinvested and helps to support future payouts. If you ask us at least 30 days before the retirement date, we will substitute an annuity table based on an assumed 3.5% investment rate for the 5% Table A in the contract. The assumed investment rate affects both the amount of the first payout and the extent to which subsequent payouts increase or decrease. For example, annuity payouts will increase if the investment return is above the assumed investment rate and payouts will decrease if the return is below the assumed investment rate. Using a 5% assumed interest rate results in a higher initial payout, but later payouts will increase more slowly when annuity unit values rise and decrease more rapidly when they decline.

Table B shows the minimum amount of each fixed annuity payout. We declare current payout rates that we use in determining the actual amount of your fixed annuity payout. The current payout rates will equal or exceed the guaranteed payout rates shown in Table B. We will furnish these rates to you upon request.

ANNUITY PAYOUT PLANS
You may choose any one of these annuity payout plans by giving us written instructions at least 30 days before contract values are used to purchase the payout plan. Generally, you may select one of the Plans A through E below or another plan agreed to by us.

•	Plan A – Life annuity — no refund: We make monthly payouts until the annuitant’s death. Payouts end with the last payout before the annuitant’s death. We will not make any further payouts. This means that if the annuitant dies after we made only one monthly payout, we will not make any more payouts.

•	Plan B – Life annuity with five, ten or 15 years certain: We make monthly payouts for a guaranteed payout period of five, ten or 15 years that you elect. This election will determine the length of the payout period to the beneficiary if the annuitant should die before the elected period expires. We calculate the guaranteed payout period from the retirement date. If the annuitant outlives the elected guaranteed payout period, we will continue to make payouts until the annuitant’s death.

•	Plan C – Life annuity — installment refund: We make monthly payouts until the annuitant’s death, with our guarantee that payouts will continue for some period of time. We will make payouts for at least the number of months determined by dividing the amount applied under this option by the first monthly payout, whether or not the annuitant is living.

•	Plan D – Joint and last survivor life annuity — no refund: We make monthly payouts while both the annuitant and a joint annuitant are living. If either annuitant dies, we will continue to make monthly payouts at the full amount until the death of the surviving annuitant. Payouts end with the death of the second annuitant.

•	Plan E – Payouts for a specified period: We make monthly payouts for a specific payout period of ten to 30 years that you elect. We will make payouts only for the number of years specified whether the annuitant is living or not. Depending on the selected time period, it is foreseeable that an annuitant can outlive the payout period selected. During the payout period, you can elect to have us determine the present value of any remaining variable payouts and pay it to you in a lump sum. We determine the present value of the remaining annuity payouts which are assumed to remain level at the initial payout. The discount rate we use in the calculation is 5.17% for the assumed investment return of 3.5% and 6.67% for the assumed investment return of 5.0%. (See “Charges — Withdrawal charge under Annuity Payout Plan E.”) A 10% IRS penalty tax could apply if you take a withdrawal. (See “Taxes.”)

Annuity payout plan requirements for qualified annuities: If your contract is a qualified annuity, you must select a payout plan as of the retirement date set forth in your contract. You have the responsibility for electing a payout plan under your contract that complies with applicable law. Your contract describes your payout plan options. The options will meet certain IRS regulations governing RMDs if the payout plan meets the incidental distribution benefit requirements, if any, and the payouts are made:

•	in equal or substantially equal payments over a period not longer than your life expectancy or over the joint life expectancy of you and your designated beneficiary; or

•	over a period certain not longer than your life expectancy or over the joint life expectancy of you and your designated beneficiary.

If we do not receive instructions: You must give us written instructions for the annuity payouts at least 30 days before the annuitant’s retirement date. If you do not, we will make payouts under Plan B, with 120 monthly payouts guaranteed. Contract

 46  RIVERSOURCE SIGNATURE VARIABLE ANNUITY — PROSPECTUS

values that you allocated to the one-year fixed account will provide fixed dollar payouts and contract values that you allocated among the subaccounts will provide variable annuity payouts.

If monthly payouts would be less than $20: We will calculate the amount of monthly payouts at the time the contract value is used to purchase a payout plan. If the calculations show that monthly payouts would be less than $20, we have the right to pay the contract value to the owner in a lump sum or to change the frequency of the payouts.

Death after annuity payouts begin: If you or the annuitant die after annuity payouts begin, we will pay any amount payable to the beneficiary as provided in the annuity payout plan in effect.

Taxes

Under current law, your contract has a tax-deferral feature. Generally, this means you do not pay income tax until there is a taxable distribution (or deemed distribution) from the contract. We will send a tax information reporting form for any year in which we made a taxable or reportable distribution according to our records.

NONQUALIFIED ANNUITIES
Generally, only the increase in the value of a non-qualified annuity contract over the investment in the contract is taxable. Certain exceptions apply. Federal tax law requires that all nonqualified deferred annuity contracts issued by the same company (and possibly its affiliates) to the same owner during a calendar year be taxed as a single, unified contract when distributions are taken from any one of those contracts.

Annuity payouts: Generally, unlike withdrawals described below, the taxation of annuity payouts are subject to exclusion ratios, i.e. in most cases, a portion of each payout will be ordinary income and subject to tax, and a portion of each payout will be considered a return of part of your investment in the contract and will not be taxed. All amounts you receive after your investment in the contract is fully recovered will be subject to tax. Under Annuity Payout Plan A: Life annuity — no refund, where the annuitant dies before your investment in the contract is fully recovered, the remaining portion of the unrecovered investment may be available as a federal income tax deduction to the owner for the last taxable year. Under all other annuity payout plans, where the annuity payouts end before your investment in the contract is fully recovered, the remaining portion of the unrecovered investment may be available as a federal income tax deduction to the taxpayer for the tax year in which the payouts end. (See “The Annuity Payout Period — Annuity Payout Plans.”)

Beginning in 2011, federal tax law permits taxpayers to annuitize a portion of their nonqualified annuity while leaving the remaining balance to continue to grow tax-deferred. Under the new partial annuitization rules, the portion annuitized must be received as an annuity for a period of 10 years or more, or for the lives of one or more individuals. If this requirement is met, the annuitized portion and the tax-deferred balance will generally be treated as two separate contracts for income tax purposes only. If a contract is partially annuitized, the investment in the contract is allocated between the deferred and the annuitized portions on a pro rata basis.

Withdrawals: Generally, if you withdraw all or part of your nonqualified annuity before your annuity payouts begin, including withdrawals under any optional withdrawal benefit rider, your withdrawal will be taxed to the extent that the contract value immediately before the withdrawal exceeds the investment in the contract. Different rules may apply if you exchange another contract into this contract.

You also may have to pay a 10% IRS penalty for withdrawals of taxable income you make before reaching age 59 1/2 unless certain exceptions apply.

Withholding: If you receive taxable income as a result of an annuity payout or withdrawal, including withdrawals under any optional withdrawal benefit rider, we may deduct federal, and in some cases state withholding against the payment. Any withholding represents a prepayment of your tax due for the year. You take credit for these amounts on your annual income tax return. As long as you have provided us with a valid Social Security Number or Taxpayer Identification Number, and you have a valid U.S. address, you may be able to elect not to have any withholding occur.

If the payment is part of an annuity payout plan, we generally compute the amount of federal income tax withholding using payroll tables. You may provide us with a statement of how many exemptions to use in calculating the withholding. If the distribution is any other type of payment (such as partial or full withdrawal) we compute federal income tax withholding using 10% of the taxable portion.

The federal income tax withholding requirements differ if we deliver payment outside the United States or you are a non-resident alien.

Some states also may impose income tax withholding requirements similar to the federal withholding described above. If this should be the case, we may deduct state income tax withholding from the payment.

RIVERSOURCE SIGNATURE VARIABLE ANNUITY — PROSPECTUS 47

Death benefits to beneficiaries: The death benefit under a nonqualified contract is not exempt from estate (federal or state) taxes. In addition, for income tax purposes, any amount your beneficiary receives that exceeds the investment in the contract is taxable as ordinary income to the beneficiary in the year he or she receives the payments. (See also “Benefits in Case of Death — If You Die Before the Retirement Start Date”).

Net Investment Income Tax (also known as Medicare contribution tax): Effective for taxable years beginning on or after January 1, 2013, certain high-income individuals (as well as estates and trusts) are subject to a new 3.8% net investment income tax (as an addition to income taxes). For individuals, the 3.8% tax applies to the lesser of (1) the amount by which the taxpayer’s modified adjusted gross income exceeds $200,000 ($250,000 for married filing jointly and surviving spouses; $125,000 for married filing separately) or (2) the taxpayer’s “net investment income.” Net investment income includes taxable income from nonqualified annuities. Annuity holders are advised to consult their tax advisor regarding the possible implications of this additional tax.

Annuities owned by corporations, partnerships or irrevocable trusts: For nonqualified annuities, any annual increase in the value of annuities held by such entities (nonnatural persons) generally will be treated as ordinary income received during that year. However, if the trust was set up for the benefit of a natural person(s) only, the income may remain tax-deferred until withdrawn or paid out.

Penalties: If you receive amounts from your nonqualified annuity before reaching age 59 1/2, you may have to pay a 10% IRS penalty on the amount includable in your ordinary income. However, this penalty will not apply to any amount received:

•	because of your death or in the event of nonnatural ownership, the death of the annuitant;

•	because you become disabled (as defined in the Code);

•	if the distribution is part of a series of substantially equal periodic payments, made at least annually, over your life or life expectancy (or joint lives or life expectancies of you and your beneficiary);

•	if it is allocable to an investment before Aug. 14, 1982; or

•	if annuity payouts are made under immediate annuities as defined by the Code.

Transfer of ownership: Generally, if you transfer ownership of a nonqualified annuity without receiving adequate consideration, the transfer may be taxed as a withdrawal for federal income tax purposes. If the transfer is a currently taxable event for income tax purposes, the original owner will be taxed on the amount of deferred earnings at the time of the transfer and also may be subject to the 10% IRS penalty discussed earlier. In this case, the new owner’s investment in the contract will be equal to the investment in the contract at the time of the transfer plus any earnings included in the original owner’s taxable income as a result of the transfer. In general, this rule does not apply to transfers between spouses or former spouses. Similar rules apply if you transfer ownership for full consideration. Please consult your tax advisor for further details.

1035 Exchanges: Section 1035 of the Code permits nontaxable exchanges of certain insurance policies, endowment contracts, annuity contracts and qualified long-term care insurance contracts, while providing for continued tax deferral of earnings. In addition, Section 1035 permits the carryover of the investment in the contract from the old policy or contract to the new policy or contract. In a 1035 exchange one policy or contract is exchanged for another policy or contract. The following are nontaxable exchanges: (1) the exchange of a life insurance policy for another life insurance policy or for an endowment, annuity or qualified long-term care insurance contract, (2) the exchange of an endowment contract for an annuity contract, or for an endowment contract under which payments will begin no later than payments would have begun under the contract exchanged, (3) the exchange of an annuity contract for another annuity contract or for a qualified long-term insurance contract, and (4) the exchange of a qualified long-term care insurance contract for a qualified long-term care insurance contract. Additionally, other tax rules may apply. However, if the insurance policy has an outstanding loan, there may be tax consequences. Depending on the issue date of your original policy or contract, there may be tax or other benefits that are given up to gain the benefits of the new policy or contract. Consider whether the features and benefits of the new policy or contract outweigh any tax or other benefits of the old contract.

For a partial exchange of an annuity contract for another annuity contract, the 1035 exchange is generally tax-free. The investment in the original contract and the earnings on the contract will be allocated proportionately between the original and new contracts. However, per IRS Revenue Procedure 2011-38, if withdrawals are taken from either contract within the 180-day period following an exchange, the IRS will apply general tax principles to determine the appropriate tax treatment of the exchange and subsequent withdrawal. As a result, there may be unexpected tax consequences. You should consult your tax advisor before taking any withdrawal from either contract during the 180-day period following a partial exchange. Different IRS limitations on withdrawals apply to partial exchanges completed prior to October 24, 2011.

Assignment: If you assign or pledge your contract as collateral for a loan, earnings on purchase payments you made after Aug. 13, 1982 will be taxed as a deemed distribution and you may have to pay a 10% IRS penalty.

 48  RIVERSOURCE SIGNATURE VARIABLE ANNUITY — PROSPECTUS

QUALIFIED ANNUITIES
Adverse tax consequences may result if you do not ensure that contributions, distributions and other transactions under the contract comply with the law. Qualified annuities have minimum distribution rules that govern the timing and amount of distributions. You should refer to your retirement plan’s Summary Plan Description, your IRA disclosure statement, or consult a tax advisor for additional information about the distribution rules applicable to your situation.

When you use your contract to fund a retirement plan or IRA that is already tax-deferred under the Code, the contract will not provide any necessary or additional tax deferral. If your contract is used to fund an employer sponsored plan, your right to benefits may be subject to the terms and conditions of the plan regardless of the terms of the contract.

Annuity payouts: Under a qualified annuity, except a Roth IRA, Roth 401(k) or Roth 403(b), the entire payout generally is includable as ordinary income and is subject to tax unless: (1) the contract is an IRA to which you made non-deductible contributions; or (2) you rolled after-tax dollars from a retirement plan into your IRA; or (3) the contract is used to fund a retirement plan and you or your employer have contributed after-tax dollars.

Annuity payouts from Roth IRAs: In general, the entire payout from a Roth IRA can be free from income and penalty taxes if you have attained age 59 1/2 and meet the five year holding period.

Withdrawals: Under a qualified annuity, except a Roth IRA, Roth 401(k) or Roth 403(b), the entire withdrawal will generally be includable as ordinary income and is subject to tax unless: (1) the contract is an IRA to which you made non-deductible contributions; or (2) you rolled after-tax dollars from a retirement plan into your IRA; or (3) the contract is used to fund a retirement plan and you or your employer have contributed after-tax dollars.

Withdrawals from Roth IRAs: In general, the entire payout from a Roth IRA can be free from income and penalty taxes if you have attained age 59 1/2 and meet the five year holding period.

Required Minimum Distributions: Retirement plans (except for Roth IRAs) are subject to required withdrawals called required minimum distributions (“RMDs”) beginning at age 70 1/2. RMDs are based on the fair market value of your contract at year-end divided by the life expectancy factor. Certain death benefits and optional riders may be considered in determining the fair market value of your contract for RMD purposes. This may cause your RMD to be higher. Inherited IRAs (including inherited Roth IRAs) are subject to special required minimum distribution rules. You should consult your tax advisor prior to making a purchase for an explanation of the potential tax implications to you.

Withholding for IRAs, Roth IRAs, SEPs and SIMPLE IRAs: If you receive taxable income as a result of an annuity payout or a withdrawal, including withdrawals under any optional withdrawal benefit rider, we may deduct withholding against the payment. Any withholding represents a prepayment of your tax due for the year. You take credit for these amounts on your annual income tax return. As long as you have provided us with a valid Social Security Number or Taxpayer Identification Number, you can elect not to have any withholding occur.

If the payment is part of an annuity payout plan, we generally compute the amount of federal income tax withholding using payroll tables. You may provide us with a statement of how many exemptions to use in calculating the withholding. If the distribution is any other type of payment (such as a partial or full withdrawal) we compute federal income tax withholding using 10% of the taxable portion.

The federal income tax withholding requirements differ if we deliver payment outside the United States or you are a non-resident alien.

Some states also may impose income tax withholding requirements similar to the federal withholding described above. If this should be the case, we may deduct state income tax withholding from the payment.

Withholding for all other qualified annuities: If you receive directly all or part of the contract value from a qualified annuity, mandatory 20% federal income tax withholding (and possibly state income tax withholding) generally will be imposed at the time the payout is made from the plan. Any withholding represents a prepayment of your tax due for the year. You take credit for these amounts on your annual income tax return. This mandatory withholding will not be imposed if instead of receiving the distribution check, you elect to have the distribution rolled over directly to an IRA or another eligible plan. Payments made to a surviving spouse instead of being directly rolled over to an IRA are also subject to mandatory 20% income tax withholding.

In the below situations, the distribution is subject to an optional 10% withholding instead of the mandatory 20% withholding. We will withhold 10% of the distribution amount unless you elect otherwise.

•	the payout is one in a series of substantially equal periodic payouts, made at least annually, over your life or life expectancy (or the joint lives or life expectancies of you and your designated beneficiary) or over a specified period of 10 years or more;

•	the payout is a RMD as defined under the Code;

RIVERSOURCE SIGNATURE VARIABLE ANNUITY — PROSPECTUS 49

•	the payout is made on account of an eligible hardship; or

•	the payout is a corrective distribution.

State withholding also may be imposed on taxable distributions.

Penalties: If you receive amounts from your qualified contract before reaching age 59 1/2, you may have to pay a 10% IRS penalty on the amount includable in your ordinary income. However, this penalty generally will not apply to any amount received:

•	because of your death;

•	because you become disabled (as defined in the Code);

•	if the distribution is part of a series of substantially equal periodic payments made at least annually, over your life or life expectancy (or joint lives or life expectancies of you and your beneficiary);

•	if the distribution is made following severance from employment during the calendar year in which you attain age 55 (TSAs and annuities funding 401(a) plans only);

•	to pay certain medical or education expenses (IRAs only); or

•	if the distribution is made from an inherited IRA.

Death benefits to beneficiaries: The entire death benefit generally is taxable as ordinary income to the beneficiary in the year he/she receives the payments from the qualified annuity. If you made non-deductible contributions to a traditional IRA, the portion of any distribution from the contract that represents after-tax contributions is not taxable as ordinary income to your beneficiary. You are responsible for keeping all records tracking your non-deductible contributions to an IRA. Death benefits under a Roth IRA generally are not taxable as ordinary income to the beneficiary if certain distribution requirements are met. (See also “Benefits in Case of Death — If you Die Before the Retirement Date”).

Change of retirement plan type: IRS regulations allow for rollovers of certain retirement plan distributions. In some circumstances, you may be able to have an intra-contract rollover, keeping the same features and conditions. If the annuity contract you have does not support an intra-contract rollover, you are able to request an IRS approved rollover to another annuity contract or other investment product that you choose. If you choose another annuity contract or investment product, you will be subject to new rules, including a new withdrawal charge schedule for an annuity contract, or other product rules as applicable.

Assignment: You may not assign or pledge your qualified contract as collateral for a loan.

OTHER
Special considerations if you select any optional rider: As of the date of this prospectus, we believe that charges related to these riders are not subject to current taxation. Therefore, we will not report these charges as partial withdrawals from your contract. However, the IRS may determine that these charges should be treated as partial withdrawals subject to taxation to the extent of any gain as well as the 10% tax penalty for withdrawals before the age of 59 1/2, if applicable.

We reserve the right to report charges for these riders as partial withdrawals if we, as a withholding and reporting agent, believe that we are required to report them. In addition, we will report any benefits attributable to these riders on the death of you or the annuitant as an annuity death benefit distribution, not as proceeds from life insurance.

Important: Our discussion of federal tax laws is based upon our understanding of current interpretations of these laws. Federal tax laws or current interpretations of them may change. For this reason and because tax consequences are complex and highly individual and cannot always be anticipated, you should consult a tax advisor if you have any questions about taxation of your contract.

RiverSource Life’s tax status: We are taxed as a life insurance company under the Code. For federal income tax purposes, the subaccounts are considered a part of our company, although their operations are treated separately in accounting and financial statements. Investment income is reinvested in the fund in which each subaccount invests and becomes part of that subaccount’s value. This investment income, including realized capital gains, is not subject to any withholding for federal or state income taxes. We reserve the right to make such a charge in the future if there is a change in the tax treatment of variable annuities or in our tax status as we then understand it.

Tax qualification: We intend that the contract qualify as an annuity for federal income tax purposes. To that end, the provisions of the contract are to be interpreted to ensure or maintain such tax qualification, in spite of any other provisions of the contract. We reserve the right to amend the contract to reflect any clarifications that may be needed or are appropriate to maintain such qualification or to conform the contract to any applicable changes in the tax qualification requirements. We will send you a copy of any amendments.

 50  RIVERSOURCE SIGNATURE VARIABLE ANNUITY — PROSPECTUS

Voting Rights

As a contract owner with investments in the subaccounts, you may vote on important fund policies until annuity payouts begin. Once they begin, the person receiving them has voting rights. We will vote fund shares according to the instructions of the person with voting rights.

Before annuity payouts begin, the number of votes you have is determined by applying your percentage interest in each subaccount to the total number of votes allowed to the subaccount.

After annuity payouts begin, the number of votes you have is equal to:

•	the reserve held in each subaccount for your contract; divided by

•	the net asset value of one share of the applicable fund.

As we make annuity payouts, the reserve for the contract decreases; therefore, the number of votes also will decrease.

We calculate votes separately for each subaccount. We will send notice of shareholders’ meetings, proxy materials and a statement of the number of votes to which the voter is entitled. We will vote shares for which we have not received instructions in the same proportion as the votes for which we received instructions. We also will vote the shares for which we have voting rights in the same proportion as the votes for which we received instructions.

Substitution of Investments

We may substitute the funds in which the subaccounts invest if:

•	laws or regulations change;

•	the existing funds become unavailable; or

•	in our judgment, the funds no longer are suitable (or are not the most suitable) for the subaccounts.

If any of these situations occur, and if we believe it is in the best interest of persons having voting rights under the contract, we have the right to substitute a fund currently listed in this prospectus (existing fund) for another fund (new fund). The new fund may have higher fees and/or operating expenses than the existing fund. Also, the new fund may have investment objectives and policies and/or investment advisers which differ from the existing fund.

We may also:

•	add new subaccounts;

•	combine any two or more subaccounts;

•	transfer assets to and from the subaccounts or the variable account; and

•	eliminate or close any subaccounts.

We will notify you of any substitution or change. If we notify you that a subaccount will be eliminated or closed, you will have a certain period of time to tell us where to reallocate purchase payments or contract value currently allocated to that subaccount. If we do not receive your reallocation instructions by the due date, we automatically will reallocate to the subaccount investing in the Columbia Variable Portfolio — Cash Management Fund (Class 3). You may then transfer this reallocated amount in accordance with the transfer provisions of your contract (see “Transferring Between Accounts” above).

In the event of substitution or any of these changes, we may amend the contract and take whatever action is necessary and appropriate without your consent or approval. However, we will not make any substitution or change without the necessary approval of the SEC and state insurance departments.

About the Service Providers

PRINCIPAL UNDERWRITER
RiverSource Distributors, Inc. (“RiverSource Distributors”), our affiliate, serves as the principal underwriter of the contract. Its offices are located at 70100 Ameriprise Financial Center, Minneapolis, MN 55474. RiverSource Distributors is a wholly-owned subsidiary of Ameriprise Financial, Inc.

Although we no longer offer the contract for sale, you may continue to make purchase payments if permitted under the terms of your contract. We pay commissions to an affiliated selling firm of up to 6.50% as well as service/trail commissions of up to 0.75% based on annual total contract value for as long as the contract remains in effect. We also may pay an additional sales commission of up to 1.00% of purchase payments for a period of time we select. These commissions do not change depending on which subaccounts you choose to allocate your purchase payments.

RIVERSOURCE SIGNATURE VARIABLE ANNUITY — PROSPECTUS 51

From time to time and in accordance with applicable laws and regulations, we may also pay or provide the selling firm with various cash and non-cash promotional incentives including, but not limited to bonuses, short-term sales incentive payments, marketing allowances, costs associated with sales conferences and educational seminars and sales recognition awards.

A portion of the payments made to the selling firm may be passed on to its sales representatives in accordance with its internal compensation programs. Those programs may also include other types of cash and non-cash compensation and other benefits.

Ask your sales representative for further information about what your sales representative and the selling firm for which he or she works may receive in connection with your contract.

We pay the commissions and other compensation described above from our assets. Our assets include:

•	revenues we receive from fees and expenses that you will pay when buying, owning and making a withdrawal from the contract (see “Expense Summary”);

•	compensation we or an affiliate receive from the underlying funds in the form of distribution and services fees (see “The Variable Account and the Funds — The funds”);

•	compensation we or an affiliate receive from a fund’s investment adviser, subadviser, distributor or an affiliate of any of these (see “The Variable Account and the Funds — The funds”); and

•	revenues we receive from other contracts and policies we sell that are not securities and other businesses we conduct.

You do not directly pay the commissions and other compensation described above as the result of a specific charge or deduction under the contract. However, you may pay part of all of the commissions and other compensation described above indirectly through:

•	fees and expenses we collect from contract owners, including withdrawal charges; and

•	fees and expenses charged by the underlying funds in which the subaccounts you select invest, to the extent we or one of our affiliates receive revenue from the funds or an affiliated person.

ISSUER
RiverSource Life issues the contracts. We are located at 70100 Ameriprise Financial Center, Minneapolis, MN 55474 and are a wholly-owned subsidiary of Ameriprise Financial, Inc.

We conduct a conventional life insurance business. We are licensed to do business in 49 states, the District of Columbia and American Samoa. Our primary products currently include fixed and variable annuity contracts and life insurance policies.

LEGAL PROCEEDINGS
Life insurance companies have been the subject of increasing regulatory, legislative and judicial scrutiny. Numerous state and federal regulatory agencies have commenced examinations and other inquiries of insurance companies regarding sales and marketing practices (including sales to older consumers and disclosure practices), claims handling, and unclaimed property and escheatment practices and procedures. With regard to an industry-wide investigation of unclaimed property and escheatment practices and procedures, RiverSource Life is responding to regulatory audits, market conduct examinations and other inquiries (including inquiries from the State of Minnesota). RiverSource Life has cooperated with and will continue to cooperate with the applicable regulators regarding their inquiries.

RiverSource Life is involved in the normal course of business in a number of other legal and arbitration proceedings concerning matters arising in connection with the conduct of its business activities. RiverSource Life believes that it is not a party to, nor are any of its properties the subject of, any pending legal, arbitration or regulatory proceedings that would have a material adverse effect on its consolidated financial condition, results of operations or liquidity. However, it is possible that the outcome of any such proceedings could have a material adverse impact on results of operations in any particular reporting period as the proceedings are resolved.

Additional Information

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
RiverSource Life is incorporating by reference in this prospectus information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information that we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC automatically will update and supersede this information. The Annual Report on Form 10-K of RiverSource Life Insurance Company for the year ended December 31, 2012, File No. 33-28976, that we previously filed with the SEC under the Securities Exchange Act of 1934 (1934 Act) is incorporated by reference into this prospectus, as well as all of our subsequent annual reports on Form 10-K,

 52  RIVERSOURCE SIGNATURE VARIABLE ANNUITY — PROSPECTUS

quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC under the 1934 Act. To access this document, see “SEC Filings” under “Investors Relations” on our website at www.ameriprise.com.

RiverSource Life will furnish you without charge a copy of any or all of the documents incorporated by reference into this prospectus, including any exhibits to such documents which have been specifically incorporated by reference. We will do so upon receipt of your written or oral request. You can contact RiverSource Life at the telephone number and address listed on the first page of this prospectus.

AVAILABLE INFORMATION
This prospectus is part of a registration statement we file with the SEC. Additional information on RiverSource Life and on this offering is available in the registration statement. You can obtain copies of these materials at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. In addition to this prospectus, the SAI and information about the contract, information incorporated by reference is available on the EDGAR Database on the SEC’s Internet site at (http://www.sec.gov).

INDEMNIFICATION
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (Securities Act) may be permitted to directors and officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

RIVERSOURCE SIGNATURE VARIABLE ANNUITY — PROSPECTUS 53

Appendix A: 8% Performance Credit Rider Adjusted Partial Withdrawal

STEP ONE
For each withdrawal made within the current calculation period we calculate the remaining purchase payment amount (RPA):

RPA =	Total purchase payments made prior to the partial withdrawal in question minus the RPA adjusted partial withdrawals for all previous partial withdrawals.

NOTE:	In our calculations for the first partial withdrawal, the RPA will simply be the total purchase payments as there are no previous withdrawals to subtract.

RPA adjusted partial withdrawals	=	PW × RPA CV

PW =	the partial withdrawal including any applicable withdrawal charge or MVA.

CV =	the contract value on the date of (but prior to) the partial withdrawal.

RPA =	the remaining premium amount on the date of (but prior to) the partial withdrawal.

STEP TWO
For each withdrawal made within the current calculation period we calculate the eligible purchase payment amount (EPA):

EPA =	Total purchase payments made prior to the partial withdrawal in question AND prior to the five year exclusion period minus EPA adjusted partial withdrawals for all previous partial withdrawals.

NOTE:	In our calculations for the first partial withdrawal, the EPA will simply be the total purchase payments made before the five year exclusion period as there are no previous withdrawals to subtract. Also note that EPA/RPA will always be less than or equal to one.

EPA adjusted partial withdrawals	=	PW × EPA CV	×	EPA RPA

PW =	the partial withdrawal including any applicable withdrawal charge or MVA.

CV =	the contract value on the date of (but prior to) the partial withdrawal.

EPA =	the eligible premium amount on the date of (but prior to) the partial withdrawal.

RPA =	the remaining premium amount on the date of (but prior to) the partial withdrawal.

STEP THREE
The total PCRPW (Performance Credit Rider adjusted partial withdrawal) amount is the sum of each EPA adjusted partial withdrawal.

Example: Calculation at the end of the ten-year period assuming the contract is eligible for the PCR credit (i.e., your contract value is less than target value).

•	You purchase the contract with a purchase payment of $100,000.

•	On the sixth contract anniversary you make an additional purchase payment in the amount of $100,000.

•	Contract values before any partial withdrawals are shown below.

•	On the third contract anniversary you make a partial withdrawal in the amount of $10,000.

•	On the eighth contract anniversary you make another partial withdrawal in the amount of $10,000.

 54  RIVERSOURCE SIGNATURE VARIABLE ANNUITY — PROSPECTUS

NOTE: The shaded portion of the table indicates the five year exclusion period.

Contract Duration in Years	Total Purchase Payments	Contract Value

At Issue	$100,000	$100,000
1	100,000	110,000
2	100,000	115,000
3	100,000	120,000
4	100,000	115,000
5	100,000	120,000

6	200,000	225,000
7	200,000	230,000
8	200,000	235,000
9	200,000	230,000
10	200,000	235,000

Step one: For each withdrawal made within the current calculation period we calculate the RPA:

For the first partial withdrawal on the third contract anniversary:
RPA before the partial withdrawal = total purchase	RPA adjusted partial withdrawal =
payments made prior to the partial withdrawal minus the RPA adjusted partial withdrawals for all previous partial withdrawals = $100,000 – 0 = $100,000	$10,000 × $100,000 $120,000	=	$8,333

For the second partial withdrawal on the eighth contract anniversary:
RPA before the partial withdrawal = total purchase	RPA adjusted partial withdrawal =
payments made prior to the partial withdrawal minus the RPA adjusted partial withdrawals for all previous partial withdrawals = $200,000 – $8,333 = $191,667	$10,000 × $191,667 $235,000	=	$8,156
Step two: For each withdrawal made within the current calculation period, we calculate the EPA:
For the first partial withdrawal on the third contract anniversary:
EPA before the partial withdrawal = total purchase	EPA adjusted partial withdrawal =
payments made prior to the partial withdrawal AND the five-year exclusion period minus the EPA adjusted partial withdrawals for all previous partial withdrawals = $100,000 – 0 = $100,000	$10,000 × $100,000 $120,000	×	$100,000 $100,000	= $8,333

For the second partial withdrawal on the eighth contract anniversary:
EPA before the partial withdrawal = total purchase	EPA adjusted partial withdrawal =
payments made prior to the partial withdrawal AND the five-year exclusion period minus the EPA adjusted partial withdrawals for all previous partial withdrawals = $100,000 – $8,333 = $91,667	$10,000 × $91,667 $235,000	×	$91,667 $191,667	= $1,866

Step three: The total PCRPW amount is the sum of each EPA adjusted partial withdrawal.

PCRPW amount = $8,333 + $1,866 = $10,199

RIVERSOURCE SIGNATURE VARIABLE ANNUITY — PROSPECTUS 55

Appendix B: Condensed Financial Information (Unaudited)

The following tables give per-unit information about the financial history of each subaccount. The date in which operations commenced in each subaccount is noted in parentheses. We have not provided this information for subaccounts that were not available under your contract as of Dec. 31, 2012.

Variable account charges of 1.40% of the daily net assets of the variable account.
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

AllianceBernstein VPS Global Thematic Growth Portfolio (Class B) (09/22/1999)
Accumulation unit value at beginning of period	$0.60	$0.79	$0.68	$0.45	$0.86	$0.73	$0.68	$0.67	$0.65	$0.46
Accumulation unit value at end of period	$0.67	$0.60	$0.79	$0.68	$0.45	$0.86	$0.73	$0.68	$0.67	$0.65
Number of accumulation units outstanding at end of period (000 omitted)	235	350	428	503	570	717	914	1,202	1,283	1,451

AllianceBernstein VPS Intermediate Bond Portfolio (Class B) (09/22/1999)
Accumulation unit value at beginning of period	$1.64	$1.56	$1.45	$1.25	$1.35	$1.31	$1.29	$1.28	$1.25	$1.23
Accumulation unit value at end of period	$1.71	$1.64	$1.56	$1.45	$1.25	$1.35	$1.31	$1.29	$1.28	$1.25
Number of accumulation units outstanding at end of period (000 omitted)	395	395	473	473	704	888	1,058	1,149	1,347	1,392

AllianceBernstein VPS Large Cap Growth Portfolio (Class B) (09/22/1999)
Accumulation unit value at beginning of period	$0.72	$0.75	$0.69	$0.51	$0.87	$0.77	$0.79	$0.70	$0.65	$0.54
Accumulation unit value at end of period	$0.82	$0.72	$0.75	$0.69	$0.51	$0.87	$0.77	$0.79	$0.70	$0.65
Number of accumulation units outstanding at end of period (000 omitted)	380	710	877	1,081	1,186	1,619	1,808	2,130	2,021	2,140

Columbia Variable Portfolio – Balanced Fund (Class 3) (02/21/1995)
Accumulation unit value at beginning of period	$2.13	$2.11	$1.90	$1.55	$2.24	$2.24	$1.98	$1.93	$1.79	$1.51
Accumulation unit value at end of period	$2.40	$2.13	$2.11	$1.90	$1.55	$2.24	$2.24	$1.98	$1.93	$1.79
Number of accumulation units outstanding at end of period (000 omitted)	692	777	880	1,036	1,249	1,756	2,335	3,221	4,136	5,043

Columbia Variable Portfolio – Cash Management Fund (Class 3) (02/21/1995)
Accumulation unit value at beginning of period	$1.30	$1.31	$1.33	$1.35	$1.34	$1.29	$1.26	$1.24	$1.25	$1.26
Accumulation unit value at end of period	$1.28	$1.30	$1.31	$1.33	$1.35	$1.34	$1.29	$1.26	$1.24	$1.25
Number of accumulation units outstanding at end of period (000 omitted)	2,860	3,784	4,615	4,417	4,753	3,976	3,923	6,630	7,059	5,254

Columbia Variable Portfolio – Diversified Bond Fund (Class 3) (02/21/1995)
Accumulation unit value at beginning of period	$2.04	$1.94	$1.82	$1.61	$1.75	$1.68	$1.63	$1.62	$1.58	$1.53
Accumulation unit value at end of period	$2.17	$2.04	$1.94	$1.82	$1.61	$1.75	$1.68	$1.63	$1.62	$1.58
Number of accumulation units outstanding at end of period (000 omitted)	2,043	2,171	2,609	9,757	10,453	12,248	8,733	8,279	9,515	7,119

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3) (05/02/2000)
Accumulation unit value at beginning of period	$1.46	$1.56	$1.36	$1.08	$1.84	$1.72	$1.46	$1.31	$1.12	$0.80
Accumulation unit value at end of period	$1.64	$1.46	$1.56	$1.36	$1.08	$1.84	$1.72	$1.46	$1.31	$1.12
Number of accumulation units outstanding at end of period (000 omitted)	153	273	295	303	421	523	522	532	451	276

Columbia Variable Portfolio – High Yield Bond Fund (Class 3) (08/26/1999)
Accumulation unit value at beginning of period	$1.71	$1.64	$1.46	$0.96	$1.30	$1.30	$1.19	$1.16	$1.05	$0.85
Accumulation unit value at end of period	$1.95	$1.71	$1.64	$1.46	$0.96	$1.30	$1.30	$1.19	$1.16	$1.05
Number of accumulation units outstanding at end of period (000 omitted)	971	1,146	1,400	1,627	2,018	3,017	4,475	3,380	3,074	2,699

Columbia Variable Portfolio – Large Cap Growth Fund (Class 3) (05/02/2000)
Accumulation unit value at beginning of period	$0.46	$0.48	$0.41	$0.31	$0.56	$0.55	$0.50	$0.47	$0.44	$0.37
Accumulation unit value at end of period	$0.54	$0.46	$0.48	$0.41	$0.31	$0.56	$0.55	$0.50	$0.47	$0.44
Number of accumulation units outstanding at end of period (000 omitted)	444	158	198	308	1,533	1,159	411	413	471	499

Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3) (02/21/1995)
Accumulation unit value at beginning of period	$1.58	$1.53	$1.32	$1.08	$1.89	$1.86	$1.64	$1.56	$1.50	$1.18
Accumulation unit value at end of period	$1.78	$1.58	$1.53	$1.32	$1.08	$1.89	$1.86	$1.64	$1.56	$1.50
Number of accumulation units outstanding at end of period (000 omitted)	2,086	2,533	3,074	3,447	3,843	4,871	5,898	4,590	4,708	4,663

Columbia Variable Portfolio – Select Smaller-Cap Value Fund (Class 3) (05/02/2000)
Accumulation unit value at beginning of period	$1.28	$1.42	$1.14	$0.83	$1.36	$1.44	$1.31	$1.27	$1.09	$0.74
Accumulation unit value at end of period	$1.49	$1.28	$1.42	$1.14	$0.83	$1.36	$1.44	$1.31	$1.27	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	32	129	48	55	80	76	83	85	89	178

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 3) (05/02/2000)
Accumulation unit value at beginning of period	$1.25	$1.25	$1.23	$1.18	$1.23	$1.19	$1.16	$1.16	$1.16	$1.16
Accumulation unit value at end of period	$1.25	$1.25	$1.25	$1.23	$1.18	$1.23	$1.19	$1.16	$1.16	$1.16
Number of accumulation units outstanding at end of period (000 omitted)	163	168	270	386	453	403	471	469	521	466

Fidelity® VIP Growth & Income Portfolio Service Class (09/22/1999)
Accumulation unit value at beginning of period	$1.00	$1.00	$0.88	$0.70	$1.22	$1.11	$0.99	$0.94	$0.90	$0.74
Accumulation unit value at end of period	$1.17	$1.00	$1.00	$0.88	$0.70	$1.22	$1.11	$0.99	$0.94	$0.90
Number of accumulation units outstanding at end of period (000 omitted)	395	489	588	702	889	1,172	1,351	1,630	1,820	1,884

 56  RIVERSOURCE SIGNATURE VARIABLE ANNUITY — PROSPECTUS

Variable account charges of 1.40% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

Fidelity® VIP Mid Cap Portfolio Service Class (09/22/1999)
Accumulation unit value at beginning of period	$3.16	$3.59	$2.83	$2.05	$3.44	$3.02	$2.72	$2.33	$1.90	$1.39
Accumulation unit value at end of period	$3.58	$3.16	$3.59	$2.83	$2.05	$3.44	$3.02	$2.72	$2.33	$1.90
Number of accumulation units outstanding at end of period (000 omitted)	331	423	509	594	687	1,049	1,401	1,747	1,964	2,236

Fidelity® VIP Overseas Portfolio Service Class (09/22/1999)
Accumulation unit value at beginning of period	$0.94	$1.15	$1.03	$0.83	$1.49	$1.29	$1.11	$0.95	$0.85	$0.60
Accumulation unit value at end of period	$1.12	$0.94	$1.15	$1.03	$0.83	$1.49	$1.29	$1.11	$0.95	$0.85
Number of accumulation units outstanding at end of period (000 omitted)	136	139	162	197	237	372	482	465	499	510

FTVIPT Franklin Global Real Estate Securities Fund – Class 2 (09/22/1999)
Accumulation unit value at beginning of period	$1.80	$1.93	$1.62	$1.38	$2.43	$3.11	$2.61	$2.34	$1.80	$1.34
Accumulation unit value at end of period	$2.26	$1.80	$1.93	$1.62	$1.38	$2.43	$3.11	$2.61	$2.34	$1.80
Number of accumulation units outstanding at end of period (000 omitted)	211	253	310	433	475	605	706	734	760	676

FTVIPT Mutual Shares Securities Fund – Class 2 (09/22/1999)
Accumulation unit value at beginning of period	$1.57	$1.61	$1.47	$1.18	$1.91	$1.87	$1.60	$1.47	$1.32	$1.07
Accumulation unit value at end of period	$1.77	$1.57	$1.61	$1.47	$1.18	$1.91	$1.87	$1.60	$1.47	$1.32
Number of accumulation units outstanding at end of period (000 omitted)	2,135	2,449	3,186	4,141	5,501	9,245	10,913	11,340	11,643	4,692

FTVIPT Templeton Foreign Securities Fund – Class 2 (03/01/2002)
Accumulation unit value at beginning of period	$1.42	$1.61	$1.50	$1.11	$1.89	$1.66	$1.39	$1.28	$1.09	$0.84
Accumulation unit value at end of period	$1.65	$1.42	$1.61	$1.50	$1.11	$1.89	$1.66	$1.39	$1.28	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	330	396	517	595	936	1,425	1,562	1,549	1,200	1,018

Goldman Sachs VIT Strategic Growth Fund – Institutional Shares (09/22/1999)
Accumulation unit value at beginning of period	$0.90	$0.93	$0.86	$0.59	$1.02	$0.94	$0.88	$0.87	$0.81	$0.66
Accumulation unit value at end of period	$1.06	$0.90	$0.93	$0.86	$0.59	$1.02	$0.94	$0.88	$0.87	$0.81
Number of accumulation units outstanding at end of period (000 omitted)	59	61	105	118	125	212	341	426	462	442

Goldman Sachs VIT Strategic International Equity Fund – Institutional Shares (09/22/1999)
Accumulation unit value at beginning of period	$0.89	$1.06	$0.97	$0.77	$1.44	$1.35	$1.12	$1.00	$0.89	$0.67
Accumulation unit value at end of period	$1.06	$0.89	$1.06	$0.97	$0.77	$1.44	$1.35	$1.12	$1.00	$0.89
Number of accumulation units outstanding at end of period (000 omitted)	8	8	37	40	80	83	135	191	137	125

Goldman Sachs VIT Structured U.S. Equity Fund – Institutional Shares (09/22/1999)
Accumulation unit value at beginning of period	$0.93	$0.91	$0.82	$0.68	$1.10	$1.13	$1.02	$0.97	$0.85	$0.67
Accumulation unit value at end of period	$1.05	$0.93	$0.91	$0.82	$0.68	$1.10	$1.13	$1.02	$0.97	$0.85
Number of accumulation units outstanding at end of period (000 omitted)	160	244	348	522	746	1,109	1,487	1,581	1,430	1,449

Invesco V.I. American Franchise Fund, Series I Shares (04/27/2012)
Accumulation unit value at beginning of period	$1.00	—	—	—	—	—	—	—	—	—
Accumulation unit value at end of period	$0.97	—	—	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	457	—	—	—	—	—	—	—	—	—

Invesco V.I. Core Equity Fund, Series I Shares (10/30/1997)
Accumulation unit value at beginning of period	$1.43	$1.45	$1.34	$1.06	$1.54	$1.45	$1.26	$1.21	$1.13	$0.92
Accumulation unit value at end of period	$1.61	$1.43	$1.45	$1.34	$1.06	$1.54	$1.45	$1.26	$1.21	$1.13
Number of accumulation units outstanding at end of period (000 omitted)	2,171	2,494	2,967	3,385	4,142	5,535	7,315	3,274	4,188	4,903

Invesco V.I. Mid Cap Growth Fund, Series I Shares (04/27/2012)
Accumulation unit value at beginning of period	$1.00	—	—	—	—	—	—	—	—	—
Accumulation unit value at end of period	$0.97	—	—	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	153	—	—	—	—	—	—	—	—	—

Janus Aspen Series Enterprise Portfolio: Service Shares (05/02/2000)
Accumulation unit value at beginning of period	$0.66	$0.68	$0.55	$0.38	$0.69	$0.58	$0.52	$0.47	$0.39	$0.30
Accumulation unit value at end of period	$0.76	$0.66	$0.68	$0.55	$0.38	$0.69	$0.58	$0.52	$0.47	$0.39
Number of accumulation units outstanding at end of period (000 omitted)	318	356	418	516	647	914	1,189	1,293	1,661	1,578

Janus Aspen Series Global Technology Portfolio: Service Shares (05/02/2000)
Accumulation unit value at beginning of period	$0.47	$0.52	$0.42	$0.27	$0.49	$0.41	$0.39	$0.35	$0.35	$0.25
Accumulation unit value at end of period	$0.55	$0.47	$0.52	$0.42	$0.27	$0.49	$0.41	$0.39	$0.35	$0.35
Number of accumulation units outstanding at end of period (000 omitted)	79	179	240	270	246	411	658	843	717	751

Janus Aspen Series Janus Portfolio: Service Shares (05/02/2000)
Accumulation unit value at beginning of period	$0.62	$0.66	$0.59	$0.44	$0.74	$0.65	$0.60	$0.58	$0.57	$0.44
Accumulation unit value at end of period	$0.72	$0.62	$0.66	$0.59	$0.44	$0.74	$0.65	$0.60	$0.58	$0.57
Number of accumulation units outstanding at end of period (000 omitted)	694	869	962	12,886	12,008	9,966	1,523	1,775	1,862	2,188

Janus Aspen Series Overseas Portfolio: Service Shares (05/02/2000)
Accumulation unit value at beginning of period	$1.11	$1.66	$1.35	$0.76	$1.62	$1.29	$0.89	$0.68	$0.58	$0.44
Accumulation unit value at end of period	$1.24	$1.11	$1.66	$1.35	$0.76	$1.62	$1.29	$0.89	$0.68	$0.58
Number of accumulation units outstanding at end of period (000 omitted)	242	283	339	397	530	721	1,086	1,039	951	2,119

RIVERSOURCE SIGNATURE VARIABLE ANNUITY — PROSPECTUS 57

Variable account charges of 1.40% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

JPMorgan Insurance Trust U.S. Equity Portfolio – Class 1 Shares (04/24/2009)
Accumulation unit value at beginning of period	$1.44	$1.48	$1.33	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.67	$1.44	$1.48	$1.33	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	114	168	188	204	—	—	—	—	—	—

Lazard Retirement International Equity Portfolio – Service Shares (09/22/1999)
Accumulation unit value at beginning of period	$0.93	$1.02	$0.97	$0.81	$1.30	$1.19	$0.99	$0.91	$0.80	$0.63
Accumulation unit value at end of period	$1.12	$0.93	$1.02	$0.97	$0.81	$1.30	$1.19	$0.99	$0.91	$0.80
Number of accumulation units outstanding at end of period (000 omitted)	29	29	31	42	63	160	148	157	147	133

Lazard Retirement U.S. Strategic Equity Portfolio – Service Shares (09/22/1999)
Accumulation unit value at beginning of period	$1.04	$1.04	$0.93	$0.74	$1.17	$1.19	$1.03	$1.01	$0.92	$0.75
Accumulation unit value at end of period	$1.17	$1.04	$1.04	$0.93	$0.74	$1.17	$1.19	$1.03	$1.01	$0.92
Number of accumulation units outstanding at end of period (000 omitted)	8	9	9	14	14	94	97	104	127	133

LVIP Baron Growth Opportunities Fund – Service Class (09/22/1999)
Accumulation unit value at beginning of period	$2.11	$2.05	$1.65	$1.21	$2.01	$1.97	$1.73	$1.70	$1.37	$1.07
Accumulation unit value at end of period	$2.46	$2.11	$2.05	$1.65	$1.21	$2.01	$1.97	$1.73	$1.70	$1.37
Number of accumulation units outstanding at end of period (000 omitted)	178	185	196	204	222	288	374	441	480	522

MFS® New Discovery Series – Initial Class (09/22/1999)
Accumulation unit value at beginning of period	$1.66	$1.88	$1.40	$0.87	$1.45	$1.44	$1.29	$1.24	$1.18	$0.89
Accumulation unit value at end of period	$1.99	$1.66	$1.88	$1.40	$0.87	$1.45	$1.44	$1.29	$1.24	$1.18
Number of accumulation units outstanding at end of period (000 omitted)	324	374	436	512	578	690	956	994	1,044	1,301

MFS® Research Series – Initial Class (09/22/1999)
Accumulation unit value at beginning of period	$1.04	$1.06	$0.93	$0.72	$1.14	$1.02	$0.94	$0.88	$0.77	$0.63
Accumulation unit value at end of period	$1.20	$1.04	$1.06	$0.93	$0.72	$1.14	$1.02	$0.94	$0.88	$0.77
Number of accumulation units outstanding at end of period (000 omitted)	230	320	388	445	586	680	888	1,120	1,634	1,404

MFS® Utilities Series – Initial Class (09/22/1999)
Accumulation unit value at beginning of period	$2.23	$2.12	$1.89	$1.44	$2.34	$1.85	$1.43	$1.24	$0.97	$0.72
Accumulation unit value at end of period	$2.50	$2.23	$2.12	$1.89	$1.44	$2.34	$1.85	$1.43	$1.24	$0.97
Number of accumulation units outstanding at end of period (000 omitted)	652	680	798	879	996	1,393	1,751	1,748	1,935	1,996

Putnam VT Growth and Income Fund – Class IB Shares (10/05/1998)
Accumulation unit value at beginning of period	$1.15	$1.22	$1.09	$0.85	$1.40	$1.51	$1.32	$1.28	$1.16	$0.93
Accumulation unit value at end of period	$1.35	$1.15	$1.22	$1.09	$0.85	$1.40	$1.51	$1.32	$1.28	$1.16
Number of accumulation units outstanding at end of period (000 omitted)	708	812	1,063	1,414	1,861	2,565	3,460	4,185	4,645	5,239

Putnam VT International Equity Fund – Class IB Shares (09/22/1999)
Accumulation unit value at beginning of period	$0.99	$1.20	$1.11	$0.90	$1.63	$1.53	$1.21	$1.10	$0.96	$0.76
Accumulation unit value at end of period	$1.19	$0.99	$1.20	$1.11	$0.90	$1.63	$1.53	$1.21	$1.10	$0.96
Number of accumulation units outstanding at end of period (000 omitted)	714	947	1,199	1,363	1,487	1,885	2,110	2,185	2,258	2,177

Putnam VT International Growth Fund – Class IB Shares (09/22/1999)
Accumulation unit value at beginning of period	$0.91	$1.13	$1.02	$0.75	$1.32	$1.18	$0.95	$0.81	$0.73	$0.55
Accumulation unit value at end of period	$1.09	$0.91	$1.13	$1.02	$0.75	$1.32	$1.18	$0.95	$0.81	$0.73
Number of accumulation units outstanding at end of period (000 omitted)	53	86	115	163	210	274	347	461	485	1,788

Royce Capital Fund – Micro-Cap Portfolio, Investment Class (09/22/1999)
Accumulation unit value at beginning of period	$3.18	$3.67	$2.86	$1.84	$3.28	$3.20	$2.68	$2.44	$2.17	$1.48
Accumulation unit value at end of period	$3.37	$3.18	$3.67	$2.86	$1.84	$3.28	$3.20	$2.68	$2.44	$2.17
Number of accumulation units outstanding at end of period (000 omitted)	101	105	138	151	204	286	398	446	505	510

Royce Capital Fund – Small-Cap Portfolio, Investment Class (09/22/1999)
Accumulation unit value at beginning of period	$3.06	$3.21	$2.70	$2.03	$2.82	$2.92	$2.57	$2.40	$1.95	$1.40
Accumulation unit value at end of period	$3.40	$3.06	$3.21	$2.70	$2.03	$2.82	$2.92	$2.57	$2.40	$1.95
Number of accumulation units outstanding at end of period (000 omitted)	129	150	179	214	239	356	450	576	658	735

Third Avenue Value Portfolio (05/02/2000)
Accumulation unit value at beginning of period	$1.78	$2.29	$2.04	$1.42	$2.56	$2.72	$2.39	$2.11	$1.79	$1.27
Accumulation unit value at end of period	$2.23	$1.78	$2.29	$2.04	$1.42	$2.56	$2.72	$2.39	$2.11	$1.79
Number of accumulation units outstanding at end of period (000 omitted)	83	90	90	129	203	332	481	577	705	786

Wanger International (09/22/1999)
Accumulation unit value at beginning of period	$2.04	$2.43	$1.97	$1.33	$2.49	$2.17	$1.60	$1.34	$1.04	$0.71
Accumulation unit value at end of period	$2.45	$2.04	$2.43	$1.97	$1.33	$2.49	$2.17	$1.60	$1.34	$1.04
Number of accumulation units outstanding at end of period (000 omitted)	183	199	215	1,491	2,249	1,387	742	484	439	2,509

Wanger USA (09/22/1999)
Accumulation unit value at beginning of period	$1.81	$1.91	$1.57	$1.12	$1.88	$1.81	$1.70	$1.55	$1.33	$0.94
Accumulation unit value at end of period	$2.15	$1.81	$1.91	$1.57	$1.12	$1.88	$1.81	$1.70	$1.55	$1.33
Number of accumulation units outstanding at end of period (000 omitted)	541	659	787	2,050	2,146	1,967	1,384	1,171	455	382

 58  RIVERSOURCE SIGNATURE VARIABLE ANNUITY — PROSPECTUS

Table of Contents of the Statement of Additional Information

Calculating Annuity Payouts	p. 3

Rating Agencies	p. 4

Revenues Received During Calendar Year 2012	p. 4

Principal Underwriter	p. 5

Independent Registered Public Accounting Firms	p. 5

Condensed Financial Information (Unaudited)	p. 6

Financial Statements

RIVERSOURCE SIGNATURE VARIABLE ANNUITY — PROSPECTUS 59

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RiverSource Life Insurance Company
829 Ameriprise Financial Center
Minneapolis, MN 55474
1-800-333-3437

RiverSource Distributors, Inc. (Distributor), Member FINRA.
Insurance and annuity products are issued by RiverSource Life Insurance Company.

©2008-2013 RiverSource Life Insurance Company. All rights reserved.
43444 W (4/13)

Prospectus

April 29, 2013

RiverSource®

Signature One Variable Annuity

Issued by:	RiverSource Life Insurance Company (RiverSource Life)

829 Ameriprise Financial Center
Minneapolis, MN 55474
Telephone: 1-800-333-3437
(Corporate Office)
RiverSource Variable Annuity Account/RiverSource MVA Account

New contracts are not currently being offered.

INDIVIDUAL FLEXIBLE PREMIUM DEFERRED COMBINATION FIXED/VARIABLE ANNUITY

This prospectus contains information that you should know before investing. Prospectuses are also available for:

•	AllianceBernstein Variable Products Series Fund, Inc.
•	Columbia Funds Variable Series Trust II
•	Credit Suisse Trust
•	Fidelity® Variable Insurance Products – Service Class
•	Franklin® Templeton® Variable Insurance Products Trust
  (FT VIPT) – Class 2

•	Goldman Sachs Variable Insurance Trust (VIT)
•	Invesco Variable Insurance Funds
•	Janus Aspen Series: Service Shares
•	J.P. Morgan Series Trust II
•	Lazard Retirement Series, Inc.
•	Lincoln Variable Insurance Product Trust (LVIP)
•	MFS® Variable Insurance Trustsm
•	Royce Capital Fund
•	Third Avenue Variable Series Trust
•	Wanger Advisors Trust
•	Wells Fargo Variable Trust Funds

Please read the prospectuses carefully and keep them for future reference.

This contract provides for purchase payment credits to eligible contract owners, which we may reverse under certain circumstances. (See “Buying Your Contract — Purchase Payment Credits”). Expense charges for contracts with purchase payment credits may be higher than expenses for contracts without such credits. The amount of the credit may be more than offset by any additional fees and charges associated with the credit.

The Securities and Exchange Commission (SEC) has not approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

An investment in this contract is not a deposit of a bank or financial institution and is not insured or guaranteed by the Federal Deposit Insurance Corporation (FDIC) or any other government agency. An investment in this contract involves investment risk including the possible loss of principal.

A Statement of Additional Information (SAI), dated the same date as this prospectus, is incorporated by reference into this prospectus. It is filed with the SEC and is available without charge by contacting RiverSource Life at the telephone number and address listed above. The table of contents of the SAI is on the last page of this prospectus. The SEC maintains an Internet site. This prospectus, the SAI and other information about the product are available on the EDGAR Database on the SEC’s Internet site at (http://www.sec.gov).

Variable annuities are insurance products that are complex investment vehicles. Before you invest, be sure to ask your investment professional about the variable annuity’s features, benefits, risks and fees, and whether the variable annuity is appropriate for you, based upon your financial situation and objectives.

The contract and/or certain optional benefits described in this prospectus may not be available in all jurisdictions. This prospectus constitutes an offering or solicitation only in those jurisdictions where such offering or solicitation may lawfully be made. State variations are covered in a special contract form used in that state. This prospectus provides a general description of the contract. Your actual contract and any riders or endorsements are the controlling documents.

RiverSource Life has not authorized any person to give any information or to make any representations regarding the contract other than those contained in this prospectus or the fund prospectuses. Do not rely on any such information or representations.

RIVERSOURCE SIGNATURE ONE VARIABLE ANNUITY — PROSPECTUS 1

RiverSource Life offers several different annuities which your investment professional may or may not be authorized to offer to you. Each annuity has different features and benefits that may be appropriate for you based on your financial situation and needs, your age and how you intend to use the annuity. The different features and benefits may include the investment and fund manager options, variations in interest rate amount and guarantees, credits, withdrawal charge schedules and access to annuity account values. The fees and charges may also be different between each annuity.

 2  RIVERSOURCE SIGNATURE ONE VARIABLE ANNUITY — PROSPECTUS

Key Terms

These terms can help you understand details about your contract.

Accumulation unit: A measure of the value of each subaccount before annuity payouts begin.

Annuitant: The person or persons on whose life or life expectancy the annuity payouts are based.

Annuity payouts: An amount paid at regular intervals under one of several plans.

Assumed investment rate: The rate of return we assume your investments will earn when we calculate your initial annuity payout amount using the annuity table in your contract. The standard assumed investment rate we use is 5% but you may request we substitute an assumed investment rate of 3.5%.

Beneficiary: The person you designate to receive benefits in case of the owner’s or annuitant’s death while the contract is in force.

Close of business: The time the New York Stock Exchange (NYSE) closes (4 p.m. Eastern time unless the NYSE closes earlier).

Code: The Internal Revenue Code of 1986, as amended.

Contract: A deferred annuity contract that permits you to accumulate money for retirement by making one or more purchase payments. It provides for lifetime or other forms of payouts beginning at a specified time in the future.

Contract value: The total value of your contract before we deduct any applicable charges.

Contract year: A period of 12 months, starting on the effective date of your contract and on each anniversary of the effective date.

Funds: Investment options under your contract. You may allocate your purchase payments into subaccounts investing in shares of the funds.

Good order: We cannot process your transaction request relating to the contract until we have received the request in good order at our corporate office. “Good order” means the actual receipt of the requested transaction in writing, along with all information, forms and supporting legal documentation necessary to effect the transaction. To be in “good order,” your instructions must be sufficiently clear so that we do not need to exercise any discretion to follow such instructions. This information and documentation generally includes your completed request; the contract number; the transaction amount (in dollars); the names of and allocations to and/or from the subaccounts and the fixed account affected by the requested transaction; the signatures of all contract owners, exactly as registered on the contract, if necessary; Social Security Number or Taxpayer Identification Number; and any other information, forms or supporting documentation that we may require. With respect to purchase requests, “good order” also generally includes receipt of sufficient payment by us to effect the purchase. We may, in our sole discretion, determine whether any particular transaction request is in good order, and we reserve the right to change or waive any good order requirements at any time.

Guarantee Period: The number of successive 12-month periods that a guaranteed interest rate is credited.

Guarantee Period Accounts (GPAs): A nonunitized separate account to which you may allocate purchase payments and purchase payment credits or transfer contract value of at least $1,000. These accounts have guaranteed interest rates for guarantee periods we declare when you allocate purchase payments and purchase payment credits or transfer contract value to a GPA. These guaranteed rates and periods of time may vary by state. Unless an exception applies, transfers or withdrawals from a GPA done more than 30 days before the end of the guarantee period will receive a market value adjustment, which may result in a gain or loss of principal.

Market Value Adjustment (MVA): A positive or negative adjustment assessed if any portion of a Guarantee Period Account is withdrawn or transferred more than 30 days before the end of its guarantee period.

One-year fixed account: An account to which you may make allocations. Amounts you allocate to this account earn interest at rates that we declare periodically.

Owner (you, your): The person or persons identified in the contract as owner(s) of the contract, who has or have the right to control the contract (to decide on investment allocations, transfers, payout options, etc.). Usually, but not always, the owner is also the annuitant. During the owner’s life, the owner is responsible for taxes, regardless of whether he or she receives the contract’s benefits. When the contract is owned by a revocable trust, the annuitant selected should be the grantor of the trust to assure compliance with Section 72(s) of the Code.

Purchase payment credits: An addition we make to your contract value. We base the amount of the credit on net payments (total payments less total withdrawals). We apply the credit to your contract based on your current payment.

RIVERSOURCE SIGNATURE ONE VARIABLE ANNUITY — PROSPECTUS 3

Qualified annuity: A contract that you purchase to fund one of the following tax-deferred retirement plans that is subject to applicable federal law and any rules of the plan itself:

•	Individual Retirement Annuities (IRAs) including inherited IRAs under Section 408(b) of the Code

•	Roth IRAs including inherited Roth IRAs under Section 408A of the Code

•	SIMPLE IRAs under Section 408(p) of the Code

•	Simplified Employee Pension (SEP) plans under Section 408(k) of the Code

•	Tax-Sheltered Annuity (TSA) rollovers under Section 403(b) of the Code

A qualified annuity will not provide any necessary or additional tax deferral if it is used to fund a retirement plan that is already tax-deferred.

All other contracts are considered nonqualified annuities.

Retirement date: The date when annuity payouts are scheduled to begin.

Rider effective date: The date a rider becomes effective as stated in the rider.

RiverSource Life: In this prospectus, “we,” “us,” “our” and “RiverSource Life” refer to RiverSource Life Insurance Company.

Valuation date: Any normal business day, Monday through Friday, on which the NYSE is open, up to the close of business. At the close of business, the next valuation date begins. We calculate the accumulation unit value of each subaccount on each valuation date. If we receive your purchase payment or any transaction request (such as a transfer or withdrawal request) in good order at our corporate office before the close of business, we will process your payment or transaction using the accumulation unit value we calculate on the valuation date we received your payment or transaction request. On the other hand, if we receive your purchase payment or transaction request in good order at our corporate office at or after the close of business, we will process your payment or transaction using the accumulation unit value we calculate on the next valuation date. If you make a transaction request by telephone (including by fax), you must have completed your transaction by the close of business in order for us to process it using the accumulation unit value we calculate on that valuation date. If you were not able to complete your transaction before the close of business for any reason, including telephone service interruptions or delays due to high call volume, we will process your transaction using the accumulation unit value we calculate on the next valuation date.

Variable account: Consists of separate subaccounts to which you may allocate purchase payments; each invests in shares of one fund. The value of your investment in each subaccount changes with the performance of the particular fund.

Withdrawal value: The amount you are entitled to receive if you make a full withdrawal from your contract. It is the contract value minus any applicable charges.

 4  RIVERSOURCE SIGNATURE ONE VARIABLE ANNUITY — PROSPECTUS

The Contract in Brief

Purpose: The purpose of the contract is to allow you to accumulate money for retirement. You do this by making one or more purchase payments. You may allocate your purchase payments to the GPAs, one-year fixed account and/or subaccounts under the contract. These accounts, in turn, may earn returns that increase the value of the contract. If the contract value goes to zero due to underlying fund’s performance or deduction of fees, the contract will no longer be in force and the contract (including any death benefit riders) will terminate. Beginning at a specified time in the future called the retirement date, the contract provides lifetime or other forms of payout of your contract value (less any applicable premium tax).

It may have not been advantageous for you to purchase this contract in exchange for, or in addition to, an existing annuity or life insurance policy. Generally, you can exchange one annuity for another or for a long-term care policy in a “tax-free” exchange under Section 1035 of the Code. You can also do a partial exchange from one annuity contract to another annuity contract, subject to Internal Revenue Service (“IRS”) rules. You also generally can exchange a life insurance policy for an annuity. However, before making an exchange, you should compare both contracts carefully because the features and benefits may be different. Fees and charges may be higher or lower on your old contract than on this contract. You may have to pay a withdrawal charge when you exchange out of your old contract and a new withdrawal charge period will begin when you exchange into this contract. If the exchange does not qualify for Section 1035 treatment, you also may have to pay federal income tax on the distribution. State income taxes may also apply. You should not exchange your old contract for this contract, or buy this contract in addition to your old contract, unless you determine it is in your best interest. (See “Taxes-1035 Exchanges”.)

Tax-deferred retirement plans: Most annuities have a tax-deferred feature. So do many retirement plans under the Code. As a result, when you use a qualified annuity to fund a retirement plan that is tax-deferred, your contract will not provide any necessary or additional tax deferral for that retirement plan. A qualified annuity has features other than tax deferral that may help you reach your retirement goals. In addition, the Code subjects retirement plans to required withdrawals triggered at a certain age. These mandatory withdrawals are called required minimum distributions (“RMDs”). RMDs may reduce the value of certain death benefits and optional riders (see “Taxes — Qualified Annuities — Required Minimum Distributions”). You should consult your tax advisor before you purchase the contract as a qualified annuity for an explanation of the tax implications to you.

Accounts: Generally, you may allocate your purchase payments among the:

•	subaccounts, each of which invests in a fund with a particular investment objective. The value of each subaccount varies with the performance of the particular fund in which it invests. We cannot guarantee that the value at the retirement date will equal or exceed the total purchase payments you allocate to the subaccounts. (See “The Variable Account and the Funds”).

•	GPAs which earn interest at rates declared when you make an allocation to that account. The required minimum investment in each GPA is $1,000. These accounts may not be available in all states. (See “The Guarantee Period Accounts (GPAs)”)

•	one-year fixed account, which earns interest at rates that we adjust periodically. There are restrictions on the amount you can allocate to this account as well as on transfers from this account. (See “The One-Year Fixed Account”).

We no longer offer new contracts. However, you have the option of making additional purchase payments. (See “Buying Your Contract”)

Transfers: Subject to certain restrictions, you currently may redistribute your contract value among the accounts without charge at any time until annuity payouts begin, and once per contract year among the subaccounts after annuity payouts begin. Transfers out of the GPAs done more than 30 days before the end of the guarantee period will be subject to a MVA unless the transfer is an automated transfer from the two-year GPA as part of a dollar-cost averaging program or an interest sweep strategy. You may establish automated transfers among the accounts. (We reserve the right to limit transfers to the GPAs and the one-year fixed account if the interest rate we are then currently crediting is equal to the minimum interest rate stated in the contract.) (see “Making the Most of Your Contract — Transferring Among Accounts”)

Withdrawals: You may withdraw all or part of your contract value at any time before the retirement date. You also may establish automated partial withdrawals. Withdrawals may be subject to charges and tax penalties (including a 10% IRS penalty that may apply if you make withdrawals prior to your reaching age 59 1/2) and may have other tax consequences. Certain other restrictions may apply. (See “Withdrawals”)

Optional benefits: This contract offers optional features that are available for additional charges if you meet certain criteria. (See “Optional Benefits”)

Benefits in case of death: If you or the annuitant die before annuity payouts begin, we will pay the beneficiary an amount at least equal to the contract value. (see “Benefits in Case of Death”)

RIVERSOURCE SIGNATURE ONE VARIABLE ANNUITY — PROSPECTUS 5

Annuity payouts: You can apply your contract value, after reflecting any adjustments, to an annuity payout plan that begins on the retirement date. You may choose from a variety of plans to make sure that payouts continue as long as you like. The payout schedule must meet IRS requirements. We can make payouts on a fixed or variable basis, or both. During the annuity payout period, your choices for subaccounts may be limited. The GPAs are not available during the payout period. (See “The Annuity Payout Period”).

Taxes: Generally, income earned on your contract value grows tax-deferred until you make withdrawals or begin to receive payouts. (Under certain circumstances, IRS penalty taxes may apply.) The tax treatment of qualified and non-qualified annuities differs. Even if you direct payouts to someone else, you will be taxed on the income if you are the owner. (See “Taxes”).

 6  RIVERSOURCE SIGNATURE ONE VARIABLE ANNUITY — PROSPECTUS

Expense Summary

The following tables describe the fees and expenses that you will pay when buying, owning and making a withdrawal from the contract. The first table describes the fees and expenses that you paid at the time that you bought the contract and will pay when you make a withdrawal from the contract. State premium taxes also may be deducted.

CONTRACT OWNER TRANSACTION EXPENSES

Withdrawal charge

(Contingent deferred sales charge as a percentage of purchase payments withdrawn)

Years from purchase	Withdrawal charge
payment receipt	percentage

1	8%

2	8

3	8

4	8

5	7

6	6

7	6

8	4

9	2

Thereafter	0

Withdrawal charge under Annuity Payout Plan E — Payouts for a specified period: If you are receiving variable annuity payments under this annuity payout plan, you can choose to take a withdrawal. The amount that you can withdraw is the present value of any remaining variable payouts. The discount rate we use in the calculation will be 5.17% for the assumed investment return of 3.5% and 6.67% for the assumed investment return of 5.0%. The withdrawal charge equals the present value of the remaining payouts using the assumed investment return minus the present value of the remaining payouts using the discount rate. (See “Charges — Withdrawal Charge” and “The Annuity Payout Period — Annuity Payout Plans.”)

The next two tables describe the fees and expenses that you will pay periodically during the time that you own the contract, not including fund fees and expenses.

ANNUAL VARIABLE ACCOUNT EXPENSES
(As a percentage of average daily subaccount value.)

You can choose the death benefit guarantee provided. The combination you choose determines the fees you pay. The table below shows the combinations available to you and their cost.

	Maximum Anniversary Value	Return of Purchase
	or Enhanced Death Benefit	Payments Death Benefit

Variable account administrative charge	0.15%	0.15%

Mortality and expense risk fee	1.45	1.35

Total annual variable account expenses	1.60%	1.50%

OTHER ANNUAL EXPENSES

Annual contract administrative charge:	$40

(We will waive this charge when your contract value is $100,000 or more on the current contract anniversary.)

Guaranteed Minimum Income Benefit Rider (GMIB) fee	0.35%*

(As a percentage of an adjusted contract value charged annually on the contract anniversary.)

RIVERSOURCE SIGNATURE ONE VARIABLE ANNUITY — PROSPECTUS 7

8% Performance Credit Rider (PCR) fee	0.25%*

(As a percentage of the contract value charged annually on the contract anniversary.)

Benefit Protector Death Benefit Rider (Benefit Protector) fee	0.25%*

(As a percentage of the contract value charged annually on the contract anniversary.)

Benefit Protector Plus Death Benefit Rider (Benefit Protector Plus) fee	0.40%*

(As a percentage of the contract value charged annually on the contract anniversary.)

*	This fee apples only if you elect this optional feature.

ANNUAL OPERATING EXPENSES OF THE FUNDS
The next two tables describe the operating expenses of the funds that you may pay periodically during the time that you own the contract. These operating expenses are for the fiscal year ended Dec. 31, 2012, unless otherwise noted. The first table shows the minimum and maximum total operating expenses charged by the funds. The second table shows the total operating expenses charged by each fund. More detail concerning each fund’s fees and expenses is contained in the prospectus for each fund.

Minimum and maximum total annual operating expenses for the funds

(Including management fee, distribution and/or service (12b-1) fees and other expenses)(1)

	Minimum	Maximum

Total expenses before fee waivers and/or expense reimbursements	0.60%	3.23%

(1)	Each fund deducts management fees and other expenses from fund assets. Fund assets include amounts you allocate to a particular fund. Funds may also charge 12b-1 fees that are used to finance any activity that is primarily intended to result in the sale of fund shares. Because 12b-1 fees are paid out of fund assets on an ongoing basis, you may pay more if you select subaccounts investing in funds that have adopted 12b-1 plans than if you select subaccounts investing in funds that have not adopted 12b-1 plans. The fund or the fund’s affiliates may pay us or our affiliates for promoting and supporting the offer, sale and servicing of fund shares. In addition, the fund’s distributor and/or investment adviser, transfer agent or their affiliates may pay us or our affiliates for various services we or our affiliates provide. The amount of these payments will vary by fund and may be significant. See “The Variable Account and the Funds” for additional information, including potential conflicts of interest these payments may create. For a more complete description of each fund’s fees and expenses and important disclosure regarding payments the fund and/or its affiliates make, please review the fund’s prospectus and SAI.

Total annual operating expenses for each fund*

(Before fee waivers and/or expense reimbursements, if applicable, as a percentage of average daily net assets)

				Acquired fund	Gross total
	Management	12b-1	Other	fees and	annual
Fund name**	fees	fees	expenses	expenses***	expenses

AllianceBernstein VPS Global Thematic Growth Portfolio (Class B)	0.75%	0.25%	0.24%	—%	1.24%

AllianceBernstein VPS Intermediate Bond Portfolio (Class B)	0.45	0.25	0.26	—	0.96

AllianceBernstein VPS Large Cap Growth Portfolio (Class B)	0.75	0.25	0.11	—	1.11

Columbia Variable Portfolio – Balanced Fund (Class 3)	0.64	0.13	0.15	—	0.92

Columbia Variable Portfolio – Cash Management Fund (Class 3)	0.33	0.13	0.14	—	0.60	(1)

Columbia Variable Portfolio – Diversified Bond Fund (Class 3)	0.41	0.13	0.13	—	0.67

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3)**	0.57	0.13	0.12	—	0.82

Columbia Variable Portfolio – High Yield Bond Fund (Class 3)	0.58	0.13	0.17	—	0.88	(1)

Columbia Variable Portfolio – Large Cap Growth Fund (Class 3)	0.71	0.13	0.17	—	1.01	(1)

Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3)**	0.66	0.13	0.14	0.01	0.94

Columbia Variable Portfolio – Select Smaller-Cap Value Fund (Class 3)	0.79	0.13	0.22	—	1.14	(1)

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 3)**	0.36	0.13	0.14	—	0.63

Fidelity® VIP Growth & Income Portfolio Service Class	0.46	0.10	0.13	—	0.69

Fidelity® VIP Mid Cap Portfolio Service Class	0.56	0.10	0.09	—	0.75

Fidelity® VIP Overseas Portfolio Service Class	0.71	0.10	0.14	—	0.95

FTVIPT Franklin Global Real Estate Securities Fund – Class 2	0.80	0.25	0.31	—	1.36

FTVIPT Mutual Shares Securities Fund – Class 2	0.60	0.25	0.11	—	0.96

FTVIPT Templeton Foreign Securities Fund – Class 2	0.64	0.25	0.15	—	1.04

Goldman Sachs VIT Strategic Growth Fund – Institutional Shares	0.75	—	0.09	—	0.84	(2)

Goldman Sachs VIT Strategic International Equity Fund – Institutional Shares	0.85	—	0.18	—	1.03	(3)

 8  RIVERSOURCE SIGNATURE ONE VARIABLE ANNUITY — PROSPECTUS

Total annual operating expenses for each fund* (continued)

(Before fee waivers and/or expense reimbursements, if applicable, as a percentage of average daily net assets)

				Acquired fund	Gross total
	Management	12b-1	Other	fees and	annual
Fund name**	fees	fees	expenses	expenses***	expenses

Goldman Sachs VIT Structured U.S. Equity Fund – Institutional Shares	0.62%	—%	0.10%	—%	0.72	%(4)

Invesco V.I. American Franchise Fund, Series I Shares**	0.68	—	0.30	—	0.98	(5)

Invesco V.I. Core Equity Fund, Series I Shares	0.61	—	0.29	—	0.90

Invesco V.I. Mid Cap Growth Fund, Series I Shares**	0.75	—	0.37	—	1.12	(5)

Janus Aspen Series Enterprise Portfolio: Service Shares	0.64	0.25	0.05	—	0.94

Janus Aspen Series Global Technology Portfolio: Service Shares	0.64	0.25	0.12	—	1.01

Janus Aspen Series Janus Portfolio: Service Shares	0.48	0.25	0.05	—	0.78

Janus Aspen Series Overseas Portfolio: Service Shares	0.44	0.25	0.05	—	0.74

JPMorgan Insurance Trust U.S. Equity Portfolio – Class 1 Shares	0.55	—	0.26	—	0.81	(6)

Lazard Retirement International Equity Portfolio – Service Shares	0.75	0.25	0.10	—	1.10

Lazard Retirement U.S. Strategic Equity Portfolio – Service Shares	0.70	0.25	2.28	—	3.23	(7)

LVIP Baron Growth Opportunities Fund – Service Class	1.00	0.25	0.08	—	1.33	(8)

MFS® New Discovery Series – Initial Class	0.90	—	0.07	—	0.97

MFS® Research Series – Initial Class	0.75	—	0.12	—	0.87

MFS® Utilities Series – Initial Class	0.74	—	0.08	—	0.82

Royce Capital Fund – Micro-Cap Portfolio, Investment Class	1.25	—	0.08	—	1.33

Royce Capital Fund – Small-Cap Portfolio, Investment Class	1.00	—	0.06	—	1.06

Third Avenue Value Portfolio	0.90	—	0.38	—	1.28

Wanger International	0.91	—	0.16	—	1.07

Wanger USA	0.86	—	0.10	—	0.96

Wells Fargo Advantage VT Intrinsic Value Fund – Class 2	0.55	0.25	0.34	0.01	1.15	(9)

*	The Funds provided the information on their expenses and we have not independently verified the information.

**	The previous fund names can be found in “The Variable Account and the Funds” section of the prospectus.

***	Includes fees and expenses incurred indirectly by the Fund as a result of its investment in other investment companies (also referred to as acquired funds).

(1)	Columbia Management Investment Advisers, LLC and certain of its affiliates have contractually agreed to waive and/or to reimburse expenses (excluding certain fees and expenses, such as transaction costs and certain other investment related expenses, interest, taxes, acquired fund fees and expenses, and extraordinary expenses) until April 30, 2014, unless sooner terminated at the sole discretion of the Fund’s Board of Trustees. Under this agreement, the Fund’s net operating expenses, subject to applicable exclusions, will not exceed the annual rate of 0.575% for Columbia Variable Portfolio – Cash Management Fund (Class 3), 0.845% for Columbia Variable Portfolio – High Yield Bond Fund (Class 3), 0.915% for Columbia Variable Portfolio – Large Cap Growth Fund (Class 3) and 1.055% for Columbia Variable Portfolio – Select Smaller-Cap Value Fund (Class 3).

(2)	The Investment Adviser agreed to waive a portion of its management fee in order to achieve an effective net management rate of 0.71%. Other expenses include transfer agency fees equal on an annualized basis to 0.02% of the average daily net assets of the Fund’s Institutional Shares, plus all other ordinary expenses not detailed above. The Investment Adviser has voluntarily agreed to reduce or limit other expenses (excluding management fees, distribution and service fees, transfer agent fees and expenses, taxes, interest, brokerage fees and litigation, indemnification, shareholder meetings and other extraordinary expenses, exclusive of any custody and transfer agent fee credit reductions) to the extent such expenses exceed, on an annual basis, 0.114% of the average daily net assets of the Fund. These arrangements will remain in effect through at least April 29, 2014 and prior to such date the Investment Adviser may not terminate the arrangement without the approval of the trustees. After fee waivers and reimbursements, net expenses would be 0.80%.

(3)	The Investment Adviser agreed to waive a portion of its management fee in order to achieve an effective net management rate of 0.81%. Other expenses include transfer agency fees equal on an annualized basis to 0.02% of the average daily net assets of the Fund’s Institutional Shares, plus all other ordinary expenses not detailed above. The Investment Adviser has voluntarily agreed to reduce or limit other expenses (excluding management fees, distribution and service fees, transfer agent fees and expenses, taxes, interest, brokerage fees and litigation, indemnification, shareholder meetings and other extraordinary expenses, exclusive of any custody and transfer agent fee credit reductions) to the extent such expenses exceed, on an annual basis, 0.144% of the average daily net assets of the Fund. These arrangements will remain in effect through at least April 29, 2014 and prior to such date the Investment Adviser may not terminate the arrangement without the approval of the trustees. After fee waivers and reimbursements, net expenses would be 0.97%.

(4)	Other expenses include transfer agency fees equal on an annualized basis to 0.02% of the average daily net assets of the Fund’s Institutional Shares, plus all other ordinary expenses not detailed above. The Investment Adviser has voluntarily agreed to reduce or limit other expenses (excluding management fees, distribution and service fees, transfer agent fees and expenses, taxes, interest, brokerage fees and litigation, indemnification, shareholder meetings and other extraordinary expenses, exclusive of any custody and transfer agent fee credit reductions) to the extent such expenses exceed, on an annual basis, 0.004% of the average daily net assets of the Fund. These arrangements will remain in effect through at least April 29, 2014 and prior to such date the Investment Adviser may not terminate the arrangement without the approval of the trustees. After fee waivers and reimbursements, net expenses would be 0.64%.

(5)	The Adviser has contractually agreed, through at least June 30, 2014, to waive advisory fees and/or reimburse expenses of Series I shares to the extent necessary to limit total annual fund operating expenses after fee waivers and/or expense reimbursements (excluding interest, taxes, dividend expense on short sales, extraordinary or non-routine items, including litigation expenses and expenses that the Fund has incurred but did not actually pay because of an expense offset arrangement) of Series I

RIVERSOURCE SIGNATURE ONE VARIABLE ANNUITY — PROSPECTUS 9

shares to 0.90% for Invesco V.I. American Franchise Fund, Series I Shares and 1.09% for Invesco V.I. Mid Cap Growth Fund, Series I Shares of average daily net assets. Unless the Board of Trustees and Invesco Advisers, Inc. mutually agree to amend or continue the fee waiver agreement, it will terminate on June 30, 2014.

(6)	The Portfolio’s adviser and administrator (the Service Providers) have contractually agreed to waive fees and/or reimburse expenses to the extent total annual fund operating expenses of Class 1 Shares (excluding acquired fund fees and expenses, dividend expenses related to short sales, interest, taxes, expenses related to litigation and potential litigation, extraordinary expenses and expenses related to the Board of Trustees’ deferred compensation plan) exceed 0.80% of their average daily net assets. This contract cannot be terminated prior to May 1, 2014, at which time the Service Providers will determine whether or not to renew or revise it.

(7)	The Investment Manager has contractually agreed to waive its fee and, if necessary, reimburse the Portfolio through April 30, 2014, to the extent total annual portfolio operating expenses exceed 1.00%.

(8)	Lincoln Investment Advisors Corporation (the “adviser”) has contractually agreed to reimburse the Fund to the extent that the Total Annual Fund Operating Expenses exceed 1.29% of the Fund’s average daily net assets. The agreement will continue at least through April 30, 2014 and cannot be terminated before that date without the mutual agreement of the Fund’s board of trustees and the adviser.

(9)	The Adviser has committed through April 30, 2014 to waive fees and/or reimburse expenses to the extent necessary to cap the Fund’s total annual fund operating expenses after fee waiver at 1.00%. Brokerage commissions, stamp duty fees, interest, taxes, acquired fund fees and expenses and extraordinary expenses are excluded from the cap. After this time, the cap may be increased or the commitment to maintain the cap may be terminated only with the approval of the Board of Trustees.

Examples
These examples are intended to help you compare the cost of investing in these contracts with the cost of investing in other variable annuity contracts. These costs include your transaction expenses, contract administrative charges(1), variable account annual expenses and fund fees and expenses.

These examples assume that you invest $10,000 in the contract for the time periods indicated. These examples also assume that your investment has a 5% return each year.

Maximum Expenses. This example assumes the most expensive combination of contract features and benefits and the maximum fees and expenses of any of the funds before fee waivers and/or expense reimbursements. It assumes that you select the Maximum Anniversary Value death benefit, the GMIB and Benefit Protector Plus options. Although your actual costs may be lower, based on these assumptions your costs would be:

If you do not withdraw your contract
If you withdraw your contract				or if you select an annuity payout plan
at the end of the applicable time period:				at the end of the applicable time period:
1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years

$1,410	$2,614	$3,696	$5,855	$610	$1,814	$2,996	$5,855

Minimum Expenses. This example assumes the least expensive combination of contract features and benefits and the minimum fees and expenses of any of the funds before fee waivers and/or expense reimbursements. It assumes that you select the Return of Purchase Payments death benefit and you do not select any optional riders. Although your actual costs maybe higher, based on these assumptions your costs would be:

If you do not withdraw your contract
If you withdraw your contract				or if you select an annuity payout plan
at the end of the applicable time period:				at the end of the applicable time period:
1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years

$1,055	$1,582	$2,030	$2,809	$255	$782	$1,330	$2,809

(1)	In these examples, the contract administrative charge is $40.

THE EXAMPLES ARE ILLUSTRATIVE ONLY. YOU SHOULD NOT CONSIDER THESE EXAMPLES AS A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES WILL BE HIGHER OR LOWER THAN THOSE SHOWN DEPENDING UPON WHICH OPTIONAL BENEFIT YOU ELECT OTHER THAN INDICATED IN THE EXAMPLES OR IF YOU ALLOCATE CONTRACT VALUE TO ANY OTHER AVAILABLE SUBACCOUNTS.

 10  RIVERSOURCE SIGNATURE ONE VARIABLE ANNUITY — PROSPECTUS

Condensed Financial Information (Unaudited)

You can find unaudited condensed financial information for the subaccounts representing the lowest and highest total annual variable account expense combinations in Appendix B.

Financial Statements

You can find our audited financial statements and the audited financial statements of the divisions, which are comprised of subaccounts, in the SAI. The SAI does not include audited financial statements for divisions that are new (if any) and have no activity as of the financial statements date.

The Variable Account and the Funds

Variable Account. The variable account was established under Indiana law on July 15, 1987, and the subaccounts are registered together as a single unit investment trust under the Investment Company Act of 1940 (the 1940 Act). This registration does not involve any supervision of our management or investment practices and policies by the SEC. All obligations arising under the contracts are general obligations of RiverSource Life.

The variable account meets the definition of a separate account under federal securities laws. We credit or charge income, capital gains and capital losses of each subaccount only to that subaccount. State insurance law prohibits us from charging a subaccount with liabilities of any other subaccount or of our general business. The variable account includes other subaccounts that are available under contracts that are not described in this prospectus.

Although the IRS has issued some guidance on investor control, the U.S. Treasury and the IRS may continue to examine this aspect of variable contracts and provide additional guidance on investor control. At this time, we do not know what the additional guidance will be or when action will be taken. We reserve the right to modify the contract, as necessary, so that the owner will not be subject to current taxation as the owner of the subaccount assets.

We intend to comply with all federal tax laws so that the contract continues to qualify as an annuity for federal income tax purposes. We reserve the right to modify the contract as necessary to comply with any new tax laws.

The Funds. This contract currently offers subaccounts investing in shares of the funds listed in the table below.

•	Investment objectives: The investment managers and advisers cannot guarantee that the funds will meet their investment objectives. Please read the funds’ prospectuses for facts you should know before investing. These prospectuses are available by contacting us at the address or telephone number on the first page of this prospectus.

•	Fund name and management: A fund underlying your contract in which a subaccount invests may have a name, portfolio manager, objectives, strategies and characteristics that are the same or substantially similar to those of a publicly-traded retail mutual fund. Despite these similarities, an underlying fund is not the same as any publicly-traded retail mutual fund. Each underlying fund will have its own unique portfolio holdings, fees, operating expenses and operating results. The results of each underlying fund may differ significantly from any publicly-traded retail mutual fund.

•	Eligible purchasers: All funds are available to serve as the underlying investments for variable annuities and variable life insurance policies. The funds are not available to the public (see “Fund Name and Management” above). Some funds also are available to serve as investment options for tax-deferred retirement plans. It is possible that in the future for tax, regulatory or other reasons, it may be disadvantageous for variable annuity accounts and variable life insurance accounts and/or tax-deferred retirement plans to invest in the available funds simultaneously. Although we and the funds’ providers do not currently foresee any such disadvantages, the boards of directors or trustees of each fund will monitor events in order to identify any material conflicts between annuity owners, policy owners and tax-deferred retirement plans and to determine what action, if any, should be taken in response to a conflict. If a board were to conclude that it should establish separate fund providers for the variable annuity, variable life insurance and tax-deferred retirement plan accounts, you would not bear any expenses associated with establishing separate funds. Please refer to the funds’ prospectuses for risk disclosure regarding simultaneous investments by variable annuity, variable life insurance and tax-deferred retirement plan accounts. Each fund intends to comply with the diversification requirements under Section 817(h) of the Code.

•	Asset allocation programs may impact fund performance: Asset allocation programs in general may negatively impact the performance of an underlying fund. Even if you do not participate in an asset allocation program, a fund in which your subaccount invests may be impacted if it is included in an asset allocation program. Rebalancing or reallocation under the terms of the asset allocation program may cause a fund to lose money if it must sell large amounts of securities to meet a redemption request. These losses can be greater if the fund holds securities that are not as liquid as others, for example, various types of bonds, shares of smaller companies and securities of foreign issuers. A fund may also experience higher expenses because it must sell or buy securities more frequently than it otherwise might in the absence of asset allocation

RIVERSOURCE SIGNATURE ONE VARIABLE ANNUITY — PROSPECTUS 11

program rebalancing or reallocations. Because asset allocation programs include periodic rebalancing and may also include reallocation, these effects may occur under any asset allocation program we offer or under asset allocation programs used in conjunction with the contracts and plans of other eligible purchasers of the funds.

•	Funds available under the contract: We seek to provide a broad array of underlying funds taking into account the fees and charges imposed by each fund and the contract charges we impose. We select the underlying funds in which the subaccounts initially invest and when there is substitution (see “Substitution of Investments”). We also make all decisions regarding which funds to retain in a contract, which funds to add to a contract and which funds will no longer be offered in a contract. In making these decisions, we may consider various objective and subjective factors. Objective factors include, but are not limited to fund performance, fund expenses, classes of fund shares available, size of the fund and investment objectives and investing style of the fund. Subjective factors include, but are not limited to, investment sub-styles and process, management skill and history at other funds and portfolio concentration and sector weightings. We also consider the levels and types of revenue including, but not limited to, expense payments and non-cash compensation a fund, its distributor, investment adviser, subadviser, transfer agent or their affiliates pay us and our affiliates. This revenue includes, but is not limited to compensation for administrative services provided with respect to the fund and support of marketing and distribution expenses incurred with respect to the fund.

•	Revenue we receive from the funds may create potential conflicts of interest: We or our affiliates receive from each of the funds, or the funds’ affiliates, varying levels and types of revenue, including but not limited to expense payments and non-cash compensation. The amount of this revenue and how it is computed varies by fund, may be significant and may create potential conflicts of interest. The greatest amount and percentage of revenue we and our affiliates receive comes from assets allocated to subaccounts investing in the funds that are managed by our affiliates Columbia Management Investment Advisers, LLC (Columbia Management Investment Advisers) or Columbia Wanger Asset Management, LLC (Columbia Wanger Asset Management) (affiliated funds). Employee compensation and operating goals at all levels are tied to the success of Ameriprise Financial, Inc. and its affiliates, including us. Certain employees may receive higher compensation and other benefits based, in part, on contract values that are invested in the affiliated funds. We or our affiliates receive revenue which ranges up to 0.69% of the average daily net assets invested in the underlying funds through this and other contracts we and our affiliate issue. We or our affiliates may also receive revenue which ranges up to 0.04% of aggregate, net or anticipated sales of underlying funds through this and other contracts we and our affiliate issue. Please see the SAI for a table that ranks the underlying funds according to total dollar amounts they and their affiliates paid us or our affiliates in the prior calendar year.

Expense payments, non-cash compensation and other forms of revenue may influence recommendations your investment professional makes regarding whether you should invest in the contract and whether you should allocate purchase payments or contract value to a subaccount that invests in a particular fund (see “About the Service Providers”).

The revenue we or our affiliates receive from a fund or its affiliates is in addition to revenue we receive from the charges you pay when buying, owning and making a withdrawal from the contract (see “Expense Summary”). However, the revenue we or our affiliates receive from a fund or its affiliates may come, at least in part, from the fund’s fees and expenses you pay indirectly when you allocate contract value to the subaccount that invests in that fund.

•	Why revenues are paid to us: In accordance with applicable laws, regulations and the terms of the agreements under which such revenue is paid, we or our affiliates may receive these revenues including, but not limited to expense payments and non-cash compensation for various purposes:

•	Compensating, training and educating investment professionals who sell the contracts.

•	Granting access to our employees whose job it is to promote sales of the contracts by authorized selling firms and their investment professionals, and granting access to investment professionals of our affiliated selling firms.

•	Activities or services we or our affiliates provide that assist in the promotion and distribution of the contracts including promoting the funds available under the contracts to prospective and existing contract owners, authorized selling firms and investment professionals.

•	Providing sub-transfer agency and shareholder servicing to contract owners.

•	Promoting, including and/or retaining the fund’s investment portfolios as underlying investment options in the contracts.

•	Advertising, printing and mailing sales literature, and printing and distributing prospectuses and reports.

•	Furnishing personal services to contract owners, including education of contract owners, answering routine inquiries regarding a fund, maintaining accounts or providing such other services eligible for service fees as defined under the rules of the Financial Industry Regulatory Authority (FINRA).

•	Subaccounting, transaction processing, recordkeeping and administration.

 12  RIVERSOURCE SIGNATURE ONE VARIABLE ANNUITY — PROSPECTUS

•	Sources of revenue received from affiliated funds: The affiliated funds are managed by Columbia Management Investment Advisers or Columbia Wanger Asset Management. The sources of revenue we receive from these affiliated funds, or from affiliates of these funds, may include, but are not necessarily limited to, the following:

•	Assets of the fund’s adviser and transfer agent or an affiliate. The revenue resulting from these sources may be based either on a percentage of average daily net assets of the fund or on the actual cost of certain services we provide with respect to the fund. We may receive this revenue either in the form of a cash payment or it may be allocated to us.

•	Compensation paid out of 12b-1 fees that are deducted from fund assets and disclosed in the “12b-1 fees” column of the “Annual Operating Expenses of the Funds” table.

•	Sources of revenue received from unaffiliated funds: The unaffiliated funds are not managed by an affiliate of ours. The sources of revenue we receive from these unaffiliated funds, or the funds’ affiliates, may include, but are not necessarily limited to, the following:

•	Assets of the fund’s adviser, subadviser, transfer agent or an affiliate of these and assets of the fund’s distributor or an affiliate. The revenue resulting from these sources usually is based on a percentage of average daily net assets of the fund but there may be other types of payment arrangements.

•	Compensation paid out of 12b-1 fees that are deducted from fund assets and disclosed in the “12b-1 fees” column of the “Annual Operating Expenses of the Funds” table.

RIVERSOURCE SIGNATURE ONE VARIABLE ANNUITY — PROSPECTUS 13

You may allocate purchase payments and transfers to any or all of the subaccounts of the variable account that invest in shares of the following funds:

Investing In	Investment Objective and Policies	Investment Adviser
AllianceBernstein VPS Global Thematic Growth Portfolio (Class B)	Seeks long-term growth of capital.	AllianceBernstein L.P.

AllianceBernstein VPS Intermediate Bond Portfolio (Class B)	Seeks to generate income and price appreciation without assuming what AllianceBernstein considers to be undue risk.	AllianceBernstein L.P.

AllianceBernstein VPS Large Cap Growth Portfolio (Class B)	Seeks long-term growth of capital.	AllianceBernstein L.P.

Columbia Variable Portfolio – Balanced Fund (Class 3)	Seeks maximum total investment return through a combination of capital growth and current income.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Cash Management Fund (Class 3)	Seeks maximum current income consistent with liquidity and stability of principal.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Diversified Bond Fund (Class 3)	Seeks high level of current income while attempting to conserve the value of the investment for the longest period of time.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3) (previously Columbia Variable Portfolio – Diversified Equity Income Fund (Class 3))	Seeks high level of current income and, as a secondary goal, steady growth of capital.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – High Yield Bond Fund (Class 3)	Seeks high current income, with capital growth as a secondary objective.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Large Cap Growth Fund (Class 3)	Seeks long-term capital growth.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3) (previously Columbia Variable Portfolio – Dynamic Equity Fund (Class 3))	Seeks capital appreciation.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Select Smaller-Cap Value Fund (Class 3)	Seeks long-term capital growth.	Columbia Management Investment Advisers, LLC

 14  RIVERSOURCE SIGNATURE ONE VARIABLE ANNUITY — PROSPECTUS

Investing In	Investment Objective and Policies	Investment Adviser
Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 3) (previously Columbia Variable Portfolio – Short Duration U.S. Government Fund (Class 3))	Seeks high level of current income and safety of principal consistent with investment in U.S. government and government agency securities.	Columbia Management Investment Advisers, LLC

Fidelity® VIP Growth & Income Portfolio Service Class	Seeks high total return through a combination of current income and capital appreciation. Normally invests a majority of assets in common stocks with a focus on those that pay current dividends and show potential for capital appreciation. Invests in domestic and foreign issuers. The Fund invests in either “growth” stocks or “value” stocks or both.	Fidelity Management & Research Company (FMR) is the fund’s manager. FMR Co., Inc. (FMRC) and other investment advisers serve as sub-advisers for the fund.

Fidelity® VIP Mid Cap Portfolio Service Class	Seeks long-term growth of capital. Normally invests primarily in common stocks. Normally invests at least 80% of assets in securities of companies with medium market capitalizations. May invest in companies with smaller or larger market capitalizations. Invests in domestic and foreign issuers. The Fund invests in either “growth” or “value” common stocks or both.	FMR is the fund’s manager. FMRC and other investment advisers serve as sub-advisers for the fund.

Fidelity® VIP Overseas Portfolio Service Class	Seeks long-term growth of capital. Normally invests primarily in common stocks allocating investments across different countries and regions. Normally invests at least 80% of assets in non-U.S. securities.	FMR is the fund’s manager. FMRC and other investment advisers serve as sub-advisers for the fund.

FTVIPT Franklin Global Real Estate Securities Fund – Class 2	Seeks high total return. Under normal market conditions, the fund invests at least 80% of its net assets in investments of companies located anywhere in the world that operate in the real estate sector.	Franklin Templeton Institutional, LLC

FTVIPT Mutual Shares Securities Fund – Class 2	Seeks capital appreciation, with income as a secondary goal. Under normal market conditions, the fund invests primarily in U.S. and foreign equity securities that the investment manager believes are undervalued.	Franklin Mutual Advisers, LLC

FTVIPT Templeton Foreign Securities Fund – Class 2	Seeks long-term capital growth. Under normal market conditions, the fund invests at least 80% of its net assets in investments of issuers located outside the U.S., including those in emerging markets.	Templeton Investment Counsel, LLC

Goldman Sachs VIT Strategic Growth Fund – Institutional Shares	Seeks long-term growth of capital.	Goldman Sachs Asset Management, L.P.

Goldman Sachs VIT Strategic International Equity Fund – Institutional Shares	Seeks long-term growth of capital.	Goldman Sachs Asset Management International

Goldman Sachs VIT Structured U.S. Equity Fund – Institutional Shares	Seeks long-term growth of capital.	Goldman Sachs Asset Management, L.P.

RIVERSOURCE SIGNATURE ONE VARIABLE ANNUITY — PROSPECTUS 15

Investing In	Investment Objective and Policies	Investment Adviser
Invesco V.I. American Franchise Fund, Series I Shares (previously Invesco Van Kampen V.I. – American Franchise Fund, Series I Shares)	Seeks capital growth.	Invesco Advisers, Inc.

Invesco V.I. Core Equity Fund, Series I Shares	Seeks long-term growth of capital.	Invesco Advisers, Inc.

Invesco V.I. Mid Cap Growth Fund, Series I Shares (previously Invesco Van Kampen V.I. – Mid Cap Growth Fund, Series I Shares)	Seeks capital growth.	Invesco Advisers, Inc.

Janus Aspen Series Enterprise Portfolio: Service Shares	Seeks long-term growth of capital.	Janus Capital Management LLC

Janus Aspen Series Global Technology Portfolio: Service Shares	Seeks long-term growth of capital.	Janus Capital Management LLC

Janus Aspen Series Janus Portfolio: Service Shares	Seeks long-term growth of capital.	Janus Capital Management LLC

Janus Aspen Series Overseas Portfolio: Service Shares	Seeks long-term growth of capital.	Janus Capital Management LLC

JPMorgan Insurance Trust U.S. Equity Portfolio – Class 1 Shares (previously JPMorgan U.S. Large Cap Core Equity Portfolio)	Seeks to provide high total return from a portfolio of selected equity securities.	J.P. Morgan Investment Management Inc.

Lazard Retirement International Equity Portfolio – Service Shares	Seeks long-term capital appreciation.	Lazard Asset Management, LLC

Lazard Retirement U.S. Strategic Equity Portfolio – Service Shares	Seeks long-term capital appreciation.	Lazard Asset Management, LLC

LVIP Baron Growth Opportunities Fund – Service Class	Seeks capital appreciation through long-term investments in securities of small and mid-sized companies with undervalued assets or favorable growth prospects.	Lincoln Investment Advisors Corporation, adviser; BAMCO, Inc., sub-adviser.

MFS® New Discovery Series – Initial Class	Seeks capital appreciation.	MFS® Investment Management

MFS® Research Series – Initial Class	Seeks capital appreciation.	MFS® Investment Management

MFS® Utilities Series – Initial Class	Seeks total return.	MFS® Investment Management

 16  RIVERSOURCE SIGNATURE ONE VARIABLE ANNUITY — PROSPECTUS

Investing In	Investment Objective and Policies	Investment Adviser
Royce Capital Fund – Micro-Cap Portfolio, Investment Class	Seeks long-term growth of capital.	Royce & Associates, LLC

Royce Capital Fund – Small-Cap Portfolio, Investment Class	Seeks long-term growth of capital.	Royce & Associates, LLC

Third Avenue Value Portfolio	Seeks long-term capital appreciation by acquiring common stocks of well-financed companies (meaning companies with high quality assets and conservative levels of liabilities) at a discount to what the Adviser believes is their intrinsic value.	Third Avenue Management LLC

Wanger International	Seeks long-term capital appreciation.	Columbia Wanger Asset Management, LLC

Wanger USA	Seeks long-term capital appreciation.	Columbia Wanger Asset Management, LLC

Wells Fargo Advantage VT Intrinsic Value Fund – Class 2	Seeks long-term capital appreciation.	Wells Fargo Funds Management, LLC, adviser; Metropolitan West Capital Management, LLC, sub-adviser.

RIVERSOURCE SIGNATURE ONE VARIABLE ANNUITY — PROSPECTUS 17

The Guarantee Period Accounts (GPAs)

The GPAs may not be available in some states.

You may allocate purchase payments and purchase payment credits to one or more of the GPAs with guarantee periods declared by us. These periods of time may vary by state. The minimum required investment in each GPA is $1,000. There are restrictions on the amount you can allocate to these accounts as well as on transfers from these accounts (see “Buying Your Contract” and “Transfer policies”). These accounts are not offered after annuity payouts begin.

Each GPA pays an interest rate that is declared when you make an allocation to that account. That interest rate is then fixed for the guarantee period that you chose. We will periodically change the declared interest rate for any future allocations to these accounts, but we will not change the rate paid on money currently in a GPA.

The interest rates that we will declare as guaranteed rates in the future are determined by us at our discretion (“future rates”). We will determine future rates based on various factors including, but not limited to, the interest rate environment, returns we earn on investments in the nonunitized separate account we have established for the GPAs, the rates currently in effect for new and existing RiverSource Life annuities, product design, competition and RiverSource Life’s revenues and other expenses. We cannot predict nor can we guarantee what future rates will be.

You may transfer or withdraw contract value out of the GPAs within 30 days before the end of the guarantee period without receiving a MVA (see “Market Value Adjustment (MVA)” below.) During this 30 day window you may choose to start a new guarantee period of the same length, transfer the contract value to another GPA, transfer the contract value to any of the subaccounts, or withdraw the contract value from the contract (subject to applicable withdrawal provisions). If we do not receive any instructions at the end of your guarantee period our current practice is to automatically transfer the contract value into the one-year fixed account.

We hold amounts you allocate to the GPAs in a “nonunitized” separate account. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the GPAs. State insurance law prohibits us from charging this separate account with liabilities of any other separate account or of our general business. We own the assets of this separate account as well as any favorable investment performance of those assets. You do not participate in the performance of the assets held in this separate account. We guarantee all benefits relating to your value in the GPAs. This guarantee is based on the continued claims-paying ability of the company’s general account. You should be aware that our general account is exposed to the risks normally associated with a portfolio of fixed-income securities, including interest rate, option, liquidity and credit risk. You should also be aware that we issue other types of insurance and financial products as well, and we also pay our obligations under these products from assets in our general account. Our general account is not segregated or insulated from the claims of our creditors. The financial statements contained in the SAI include a further discussion of the risks inherent within the investments of the general account.

We intend to construct and manage the investment portfolio relating to the separate account in such a way as to minimize the impact of fluctuations by interest rates. We seek to achieve this by constructing a portfolio of assets with a price sensitivity to interest rate changes (i.e., price duration) that is similar to the price duration of the corresponding portfolio of liabilities.

We must invest this portfolio of assets in accordance with requirements established by applicable state laws regarding the nature and quality of investments that life insurance companies may make and the percentage of their assets that they may commit to any particular type of investment. Our investment strategy will incorporate the use of a variety of debt instruments having price durations tending to match the applicable guarantee periods. These instruments include, but are not necessarily limited to, the following:

•	Securities issued by the U.S. government or its agencies or instrumentalities, which issues may or may not be guaranteed by the U.S. government;

•	Debt securities that have an investment grade, at the time of purchase, within the four highest grades assigned by any of three nationally recognized rating agencies — Standard & Poor’s, Moody’s Investors Service or Fitch (formerly Duff & Phelps) — or are rated in the two highest grades by the National Association of Insurance Commissioners;

•	Other debt instruments which are unrated or rated below investment grade, limited to 10% of assets at the time of purchase; and

•	Real estate mortgages, limited to 45% of portfolio assets at the time of acquisition.

In addition, options and futures contracts on fixed income securities will be used from time to time to achieve and maintain appropriate investment and liquidity characteristics on the overall asset portfolio.

While this information generally describes our investment strategy, we are not obligated to follow any particular strategy except as may be required by federal law and Indiana and other state insurance laws.

 18  RIVERSOURCE SIGNATURE ONE VARIABLE ANNUITY — PROSPECTUS

MARKET VALUE ADJUSTMENT (MVA)
We guarantee the contract value allocated to your GPA, including the interest credited, if you do not make any transfers or withdrawals from that GPA prior to 30 days before the end of the Guarantee Period. However, we will apply an MVA if a transfer or withdrawal occurs prior to this time, unless the transfer is an automated transfer from the two-year GPA as part of a dollar-cost averaging program or an Interest Sweep strategy. The MVA also affects amounts withdrawn from a GPA prior to 30 days before the end of the Guarantee Period that are used to purchase payouts under an annuity payout plan. We will refer to all of these transactions as “early withdrawals” in the discussion below.

When you request an early withdrawal, we adjust the early withdrawal amount by an MVA formula. The early withdrawal amount reflects the relationship between the guaranteed interest rate you are earning in your current GPA and the interest rate we are crediting on new GPAs that end at the same time as your current GPA.

The MVA is sensitive to changes in current interest rates. The magnitude of any applicable MVA will depend on our current schedule of guaranteed interest rates at the time of the withdrawal, the time remaining in your Guarantee Period and your guaranteed interest rate. The MVA is negative, zero or positive depending on how the guaranteed interest rate on your GPA compares to the interest rate of a new GPA for the same number of years as the Guarantee Period remaining on your GPA. This is summarized in the following table:

If your GPA rate is:	The MVA is:

Less than the new GPA rate + 0.10%	Negative

Equal to the new GPA rate + 0.10%	Zero

Greater than the new GPA rate + 0.10%	Positive

General Examples
As the examples below demonstrate, the application of an MVA may result in either a gain or loss of principal. We refer to all of the transactions described below as “early withdrawals.”

Assume:

•	You purchase a contract and allocate part of your purchase payment to the ten-year GPA.

•	We guarantee an interest rate of 3.0% annually for your ten-year Guarantee Period.

•	After three years, you decide to make a withdrawal from your GPA. In other words, there are seven years left in your Guarantee Period.

Remember that the MVA depends partly on the interest rate of a new GPA for the same number of years as the Guarantee Period remaining on your GPA. In this case, that is seven years.

Example 1: Remember that your GPA is earning 3.0%. Assume at the time of your withdrawal new GPAs that we offer with a seven-year Guarantee Period are earning 3.5%. We add 0.10% to the 3.5% rate to get 3.6%. Your GPA’s 3.0% rate is less than the 3.6% rate so the MVA will be negative.

Example 2: Remember again that your GPA is earning 3.0%, and assume that new GPAs that we offer with a seven-year Guarantee Period are earning 2.5%. We add 0.10% to the 2.5% rate to get 2.6%. In this example, since your GPA’s 3.0% rate is greater than the 2.6% rate, the MVA will be positive. To determine that adjustment precisely, you will have to use the formula described below.

Sample MVA Calculations

The precise MVA formula we apply is as follows:

Early withdrawal amount ×	[(	1 + i 1 + j + .001)	n/12	− 1]	= MVA

Where	i = rate earned in the GPA from which amounts are being transferred or withdrawn.

j = current rate for a new Guaranteed Period equal to the remaining term in the current Guarantee Period.

n = number of months remaining in the current Guarantee Period (rounded up).

Examples

Using assumptions similar to those we used in the examples above:

•	You purchase a contract and allocate part of your purchase payment to the ten-year GPA.

•	We guarantee an interest rate of 3.0% annually for your ten-year Guarantee Period.

•	After three years, you decide to make a $1,000 withdrawal from your GPA. In other words, there are seven years left in your Guarantee Period.

RIVERSOURCE SIGNATURE ONE VARIABLE ANNUITY — PROSPECTUS 19

Example 1: You request an early withdrawal of $1,000 from your ten-year GPA earning a guaranteed interest rate of 3.0%. Assume at the time of your withdrawal new GPAs that we offer with a seven-year Guarantee Period are earning 3.5%. Using the formula above, we determine the MVA as follows:

$1,000 ×	[(	1.030 1 + .035 + .001)	84/12	− 1]	= −$39.84

In this example, the MVA is a negative $39.84.

Example 2: You request an early withdrawal of $1,000 from your ten-year GPA earning a guaranteed interest rate of 3.0%. Assume at the time of your withdrawal new GPAs that we offer with a seven-year Guarantee Period are earning 2.5%. Using the formula above, we determine the MVA as follows:

$1,000 ×	[(	1.030 1 + .025 + .001)	84/12	− 1]	= $27.61

In this example, the MVA is a positive $27.61.

Please note that when you allocate your purchase payment to the ten-year GPA and your purchase payment is in its fourth year from receipt at the beginning of the Guarantee Period, your withdrawal charge percentage is 6%. (See “Charges — Withdrawal Charge.”) We do not apply MVAs to the amounts we deduct for withdrawal charges, so we would deduct the withdrawal charge from your early withdrawal after we applied the MVA. Also note that when you request an early withdrawal, we withdraw an amount from your GPA that will give you the net amount you requested after we apply the MVA and any applicable withdrawal charge, unless you request otherwise.

The current interest rate we offer on the GPA will change periodically at our discretion. It is the rate we are then paying on purchase payments, renewals and transfers paid under this class of contracts for Guarantee Period durations equaling the remaining Guarantee Period of the GPA to which the formula is being applied.

We will not apply MVAs to amounts withdrawn for annual contract charges, to amounts we pay as death claims or to automatic transfers from the two-year GPA as part of a dollar-cost averaging program or an Interest Sweep strategy. In some states, the MVA is limited.

The One-Year Fixed Account

You may allocate purchase payments or transfer accumulated value to the one-year fixed account. Some states may restrict the amount you can allocate to this account. We back the principal and interest guarantees relating to the one-year fixed account. These guarantees are based on the continued claims-paying ability of the company’s general account. You should be aware that our general account is exposed to the risks normally associated with a portfolio of fixed-income securities, including interest rate, option, liquidity and credit risk. The financial statements contained in the SAI include a further discussion of the risks inherent within the investments of the general account. The value of the one-year fixed account increases as we credit interest to the account. Purchase payments and transfers to the one-year fixed account become part of our general account. We credit and compound interest daily based on a 365-day year (366 in a leap year) so as to produce the annual effective rate which we declare. The interest rate we apply to each purchase payment or transfer to the one-year fixed account is guaranteed for one year. Thereafter we will change the rates from time-to-time at our discretion. These rates will be based on various factors including, but not limited to, the interest rate environment, returns earned on investments backing these annuities, the rates currently in effect for new and existing RiverSource Life annuities, product design, competition, and RiverSource Life’s revenues and expenses. The guaranteed minimum interest rate offered may vary by state but will not be lower than state law allows.

There are restrictions on the amount you can allocate to this account as well as on transfers from this account (see “Buying Your Contract” and “Transfer policies”).

The one-year fixed account is not required to be registered with the SEC. The SEC staff does not review the disclosures in this prospectus on the one-year fixed account, however, disclosures regarding the one-year fixed account may be subject to certain generally applicable provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

Buying Your Contract

New contracts are not currently being offered.

 20  RIVERSOURCE SIGNATURE ONE VARIABLE ANNUITY — PROSPECTUS

We are required by law to obtain personal information from you which we will use to verify your identity. If you do not provide this information we reserve the right to refuse to issue your contract or take other steps we deem reasonable.

As the owner, you have all rights and may receive all benefits under the contract. You can own a qualified or nonqualified annuity. You can own a nonqualified annuity in joint tenancy with rights of survivorship only in spousal situations. You cannot own a qualified annuity in joint tenancy. You can become an owner if you are 90 or younger. (The age limit may be younger for qualified annuities in some states.)

When you applied, you selected (if available in your state):

•	the one-year fixed account, GPAs and/or subaccounts in which you want to invest(1);

•	how you want to make purchase payments;

•	one of three death benefit options if you and the annuitant are 79 or younger(2):

– Return of Purchase Payments (ROP) death benefit,

– Maximum Anniversary Value (MAV) death benefit, or

– Enhanced Death Benefit (EDB) rider(3);

•	the optional Guaranteed Minimum Income Benefit Rider(4);

•	the optional 8% Performance Credit Rider(4);

•	the optional Benefit Protector Death Benefit Rider(5);

•	the optional Benefit Protector Plus Death Benefit Rider(5); and

•	a beneficiary.

(1)	Some states restrict the amount you can allocate to the GPAs and the one-year fixed account. GPAs may not be available in some states.
(2)	If either you or the annuitant are 80 or older at contract issue, the ROP death benefit will apply.
(3)	May not be available in all states.
(4)	You may select either the GMIB or the PCR, but not both. Riders may not be available in all states. The GMIB is only available to annuitants 75 or younger at contract issue. If you select the GMIB you must select either the MAV death benefit or the EDB death benefit rider.
(5)	You may select one of the following: the EDB death benefit, the Benefit Protector or the Benefit Protector Plus. These benefits may not be available in all states. The Benefit Protector and the Benefit Protector Plus are only available if both you and the annuitant are 75 or younger at contract issue. The EDB death benefit is only available if both you and the annuitant are 79 or younger at contract issue.

The contract provides for allocation of purchase payments to the subaccounts of the variable account, to the GPAs, and/or to the one-year fixed account in even 1% increments subject to the $1,000 minimum required investment for the GPAs. For contracts with applications signed on or after June 16, 2003, the amount of any purchase payment allocated to the GPAs and the one-year fixed account in total cannot exceed 30% of the purchase payment. More than 30% of a purchase payment may be so allocated if you establish a dollar cost averaging arrangement with respect to the purchase payment according to procedures currently in effect, or you are participating according to the rules of an asset allocation model portfolio program available under the contract, if any.

We applied your initial purchase payment to the GPAs, one-year fixed account and subaccounts you selected within two business days after we received it at our administrative office. We will credit additional purchase payments you make to your accounts on the valuation date we receive them. If we receive an additional purchase payment at our corporate office before the close of business, we will credit any portion of that payment allocated to the subaccounts using the accumulation unit value we calculate on the valuation date we received the payment. If we receive an additional purchase payment at our corporate office at or after the close of business, we will credit any portion of that payment allocated to the subaccounts using the accumulation unit value we calculate on the next valuation date after we received the payment.

You may make monthly payments to your contract under a SIP. You must make an initial purchase payment of $25,000. Then, to begin the SIP, you will complete and send a form and your first SIP payment along with your application. There is no charge for SIP. You can stop your SIP payments at any time.

In most states, you may make additional purchase payments to nonqualified and qualified annuities until the retirement date.

THE RETIREMENT DATE
Annuity payouts are scheduled to begin on the retirement date. When we processed your application, we established the retirement date to be the maximum age (or contract anniversary if applicable) for nonqualified annuities and Roth IRAs and for qualified annuities the date specified below. You can also select a date within the maximum limits. Your selected date can align with your actual retirement from a job, or it can be a different future date, depending on your needs and goals and on certain restrictions. You also can change the retirement date, provided you send us written instructions at least 30 days before annuity payouts begin.

RIVERSOURCE SIGNATURE ONE VARIABLE ANNUITY — PROSPECTUS 21

For nonqualified annuities and Roth IRAs, the retirement date must be:

•	no earlier than the 30th day after the contract’s effective date; and

•	no later than the annuitant’s 85th birthday or the tenth contract anniversary, if purchased after age 75, or such other date as agreed upon by us.

For qualified annuities except Roth IRAs, to comply with IRS regulations, the retirement date generally must be:

•	for IRAs, by April 1 of the year following the calendar year when the annuitant reaches age 70 1/2; or

•	for all other qualified annuities, by April 1 of the year following the calendar year when the annuitant reaches age 70 1/2 or, if later, retires (except that 5% business owners may not select a retirement date that is later than April 1 of the year following the calendar year when they reach age 70 1/2).

If you satisfy your required minimum distributions in the form of partial withdrawals from this contract, annuity payouts can start as late as the annuitant’s 85th birthday or the tenth contract anniversary, if later, or a date that has been otherwise agreed to by us.

Contract owners of IRAs and TSAs may also be able to satisfy minimum distributions using other IRAs or TSAs, and in that case, may delay the annuity payout start date for this contract.

BENEFICIARY
We will pay to your named beneficiary the death benefit if it becomes payable before the retirement date while the contract is in force and before annuity payouts begin. If there is more than one beneficiary, we will pay each beneficiary’s designated share when we receive their completed claim. A beneficiary will bear the investment risk of the variable account until we receive the beneficiary’s completed claim. If there is no named beneficiary, the default provisions of your contract will apply. (See “Benefits in Case of Death” for more about beneficiaries.)

PURCHASE PAYMENTS
Purchase payment amounts and purchase payment timing may vary by state and be limited under the terms of your contract.

Minimum purchase payments
  $50 for SIPs

  $100 for all other payments

Maximum total purchase payments*
  $1,000,000 for issue ages up to 85

  $100,000 for issue ages 86 to 90

*	These limits apply in total to all RiverSource Life annuities you own. We reserve the right to waive or increase maximum limits. For qualified annuities, the tax-deferred retirement plan’s or the Code’s limits on annual contributions also apply.

HOW TO MAKE PURCHASE PAYMENTS

 1 By letter

Send your check along with your name and contract number to:

RiverSource Life Insurance Company
829 Ameriprise Financial Center
Minneapolis, MN 55474

 2 By SIP

Contact your investment professional to complete the necessary SIP paperwork.

 22  RIVERSOURCE SIGNATURE ONE VARIABLE ANNUITY — PROSPECTUS

PURCHASE PAYMENT CREDITS
You will generally receive a purchase payment credit with every payment you make to your contract. We apply this credit immediately. We allocate the credit to the GPAs, one-year fixed account and subaccounts in the same proportions as your purchase payment. We apply the credit as a percentage of your current payment based on the following schedule:

If total net payments* made during	Then the purchase payment
the life of the contract equals . . .	credit percentage equals . . .

$25,000 to less than $100,000	3%

$100,000 to less than $1 million	4

$1 million and over	5

*	Net payments equal total payments less total withdrawals.

If you make any additional payments that cause the contract to become eligible for a higher percentage credit, we will add credits to your prior payments (less total withdrawals). We allocate credits according to the purchase payment allocation on the date we add the credits to the contract.

We fund the credit from our general account. We do not consider credits to be “investments” for income tax purposes. (See “Taxes.”)

We will reverse credits from the contract value for any purchase payment that is not honored (if, for example, your purchase payment check is returned for insufficient funds).

To the extent a death benefit or withdrawal payment includes purchase payment credits applied within twelve months preceding: (1) the date of death that results in a lump sum death benefit under this contract; or (2) a request for withdrawal charge waiver due to “Contingent events” (see “Charges — Contingent events”), we will assess a charge, similar to a withdrawal charge, equal to the amount of the purchase payment credits. The amount we pay to you under these circumstances will always equal or exceed your withdrawal value.

Because of these higher charges, there may be circumstances where you may be worse off for having received the credit than in other contracts. All things being equal (such as guarantee availability or fund performance and availability), this may occur if you hold your contract for 15 years or more. For contracts less than $100,000, this may also occur if you make a full withdrawal in the fifth to ninth contract years. You should consider these higher charges and other relevant factors before you buy this contract or before you exchange a contract you currently own for this contract.

This credit is available because of lower costs associated with larger sized contracts and through revenue from a higher and longer withdrawal charge schedule, a higher contract administrative charge and a higher mortality and expense risk fee. In general, we do not profit from the higher charges assessed to cover the cost of the purchase payment credit. We use all the revenue from these higher charges to pay for the cost of the credits. However, we could profit from the higher charges if market appreciation is higher than expected or if contract owners hold their contracts for longer than expected.

We reserve the right to increase the amount of the credit for certain groups of contract owners. The increase will not be greater than 8% of total net payments. Increases in credit amounts are funded by reduced expenses expected from such groups.

LIMITATIONS ON USE OF CONTRACT
If mandated by applicable law, including, but not limited to, federal anti-money laundering laws, we may be required to reject a purchase payment. We may also be required to block an owner’s access to contract values or to satisfy other statutory obligations. Under these circumstances, we may refuse to implement requests for transfers, withdrawals or death benefits until instructions are received from the appropriate governmental authority or a court of competent jurisdiction.

Charges

ALL CONTRACTS

CONTRACT ADMINISTRATIVE CHARGE
We charge this fee for establishing and maintaining your records. We deduct $40 from the contract value on your contract anniversary, or earlier if the contract is withdrawn. Some states limit the amount of any contract charge allocated to the one-year fixed account. We prorate this charge among the subaccounts, the GPAs and the one-year fixed account in the same proportion your interest in each account bears to your total contract value.

We will waive this charge when your contract value is $100,000 or more on the current contract anniversary.

If you take a full withdrawal from your contract, we will deduct the charge at the time of withdrawal regardless of the contract value. We cannot increase the annual contract administrative charge and it does not apply after annuity payouts begin or when we pay death benefits.

RIVERSOURCE SIGNATURE ONE VARIABLE ANNUITY — PROSPECTUS 23

VARIABLE ACCOUNT ADMINISTRATIVE CHARGE
We apply this charge daily to the subaccounts. It is reflected in the unit values of your subaccounts and it totals 0.15% of their average daily net assets on an annual basis. It covers certain administrative and operating expenses of the subaccounts such as accounting, legal and data processing fees and expenses involved in the preparation and distribution of reports and prospectuses. We cannot increase the variable account administrative charge.

MORTALITY AND EXPENSE RISK FEE
We charge these fees daily to the subaccounts. The unit values of your subaccounts reflect these fees. These fees cover the mortality and expense risk that we assume. These fees do not apply to the GPAs or the one-year fixed account. We cannot increase these fees.

These fees are based on the death benefit that applies to your contract.

The ROP death benefit:	1.35%

The MAV or EDB death benefit:	1.45

Mortality risk arises because of our guarantee to pay a death benefit and our guarantee to make annuity payouts according to the terms of the contract, no matter how long a specific owner or annuitant lives and no matter how long our entire group of owners or annuitants live. If, as a group, owners or annuitants outlive the life expectancy we assumed in our actuarial tables, then we must take money from our general assets to meet our obligations. If, as a group, owners or annuitants do not live as long as expected, we could profit from the mortality risk fee. We deduct the mortality risk fee from the subaccounts during the annuity payout period even if the annuity payout plan does not involve a life contingency.

Expense risk arises because we cannot increase the contract administrative charge or the variable account administrative charge and these charges may not cover our expenses. We would have to make up any deficit from our general assets. We could profit from the expense risk fee if future expenses are less than expected.

The subaccounts pay us the mortality and expense risk fee they accrued as follows:

•	first, to the extent possible, the subaccounts pay this fee from any dividends distributed from the funds in which they invest;

•	then, if necessary, the funds redeem shares to cover any remaining fees payable.

We may use any profits we realize from the subaccounts’ payment to us of the mortality and expense risk fee for any proper corporate purpose, including, among others, payment of distribution (selling) expenses. We do not expect that the withdrawal charge will cover sales and distribution expenses.

WITHDRAWAL CHARGE
If you withdraw all or part of your contract value, a withdrawal charge applies if all or part of the withdrawal amount is from any purchase payment we received less than ten years before the date of withdrawal. In addition, amounts withdrawn from a GPA more than 30 days before the end of the applicable Guarantee Period will be subject to a MVA. (See “The Fixed Accounts — Market Value Adjustments (MVA).”)

Each time you make a purchase payment under the contract, a withdrawal charge attaches to that purchase payment. The withdrawal charge percentage for each purchase payment declines according to a schedule shown in the contract. For example, during the first two years after a purchase payment is made, the withdrawal charge percentage attached to that payment is 8%. The withdrawal charge percentage for that payment during the seventh year after it is made is 6%. At the beginning of the tenth year after that purchase payment is made, and thereafter, there is no withdrawal charge as to that payment.

You may withdraw an amount during any contract year without incurring a withdrawal charge. We call this amount the Total Free Amount (“TFA”). The TFA is the amount of your contract value that you may withdraw without incurring a withdrawal charge. Amounts withdrawn in excess of the Total Free Amount may be subject to a withdrawal charge as described below. The Total Free Amount is defined as the maximum of (a) and (b) where:

(a)	is 10% of your prior anniversary’s contract value, and

(b)	is current contract earnings.

NOTE: We determine current contract earnings (CE) by looking at the entire contract value (CV), not the earnings of any particular subaccount, GPA or the one-year fixed account. If the contract value is less than purchase payments received and not previously withdrawn (PPNPW) then contract earnings are zero. We consider your initial purchase payment and any purchase payment credits to be the prior anniversary’s contract value during the first contract year.

For purposes of calculating any withdrawal charge, we treat amounts withdrawn from your contract value in the following order:

1.	First, in each contract year, we withdraw amounts totaling up to 10% of your prior anniversary’s contract value. We do not assess a withdrawal charge on this amount.

 24  RIVERSOURCE SIGNATURE ONE VARIABLE ANNUITY — PROSPECTUS

2.	Next, we withdraw contract earnings, if any, that are greater than the amount described in number one above. We do not assess a withdrawal charge on contract earnings.

3.	Next we withdraw purchase payments received prior to the withdrawal charge period shown in your contract. We do not assess a withdrawal charge on these purchase payments.

4.	Finally, if necessary, we withdraw purchase payments received that are still within the withdrawal charge period you selected and shown in your contract. We withdraw these payments on a “first-in, first-out” (FIFO) basis. We do assess a withdrawal charge on these payments.

NOTE: After withdrawing earnings in numbers one and two above, we next withdraw enough additional contract value (ACV) to meet your requested withdrawal amount. If the amount described in number one above was greater than contract earnings prior to the withdrawal, the excess (XSF) will be excluded from the purchase payments being withdrawn that were received most recently when calculating the withdrawal charge. We determine the amount of purchase payments being withdrawn (PPW) in numbers three and four above as:

PPW	=	XSF	+	(ACV – XSF) (CV – TFA)	×	(PPNPW – XSF)

If the additional contract value withdrawn is less than XSF, then PPW will equal ACV.

We determine your withdrawal charge by multiplying each of your payments withdrawn by the applicable withdrawal charge percentage, and then adding the total withdrawal charges.

The withdrawal charge percentage depends on the number of years since you made the payments that are withdrawn:

Years from purchase	Withdrawal charge
payment receipt	percentage

1	8%

2	8

3	8

4	8

5	7

6	6

7	6

8	4

9	2

Thereafter	0

For a partial withdrawal that is subject to a withdrawal charge, the amount we actually deduct from your contract value will be the amount you request plus any applicable withdrawal charge. The withdrawal charge percentage is applied to this total amount. We pay you the amount you requested.

The amount of purchase payments withdrawn is calculated using a prorated formula based on the percentage of contract value being withdrawn. As a result, the amount of purchase payments withdrawn may be greater than the amount of contract value withdrawn.

Withdrawal charge under Annuity Payout Plan E — Payouts for a specified period: If you are receiving variable annuity payments under this annuity payout plan, you can choose to take a withdrawal. The amount that you can withdraw is the present value of any remaining variable payouts. The discount rate we use in the calculation will be 5.17% for the assumed investment return of 3.5% and 6.67% for the assumed investment return of 5.0%. The withdrawal charge equals the present value of the remaining payouts using the assumed investment return minus the present value of the remaining payouts using the discount rate. (See “Charges — Withdrawal Charge” and “The Annuity Payout Period — Annuity Payout Plans.”)

Withdrawal charge calculation example
The following is an example of the calculation we would make to determine the withdrawal charge on a contract with this history:

•	We receive these payments

– $10,000 initial;

RIVERSOURCE SIGNATURE ONE VARIABLE ANNUITY — PROSPECTUS 25

– $8,000 on the sixth contract anniversary;

– $6,000 on the eighth contract anniversary; and

•	You withdraw the contract for its total withdrawal value of $38,101 during the eleventh contract year and make no other withdrawals during that contract year; and

•	The prior anniversary contract value was $38,488.

Withdrawal
Charge	Explanation
$0	$3,848.80 is 10% of the prior anniversary’s contract value withdrawn without withdrawal charge; and
0	$10,252.20 is contract earnings in excess of the 10% TFA withdrawal amount withdrawn without withdrawal charge; and
0	$10,000 initial purchase payment was received more than nine years before withdrawal and is withdrawn without withdrawal charge; and
640	$8,000 purchase payment is in its fourth year from receipt, withdrawn with an 8% withdrawal charge; and
480	$6,000 purchase payment is in its third year from receipt withdrawn with an 8% withdrawal charge.

$1,120

Waiver of withdrawal charges
We do not assess withdrawal charges for:

•	withdrawals of any contract earnings;

•	withdrawals of amounts totaling up to 10% of your prior contract anniversary’s contract value to the extent it exceeds contract earnings;

•	required minimum distributions from a qualified annuity to the extent that they exceed the free amount. The amount on which withdrawal charges are waived can be no greater than the RMD amount calculated under your specific contract currently in force;

•	contracts settled using an annuity payout plan;

•	withdrawals made as a result of one of the “Contingent events”* described below to the extent permitted by state law (see your contract for additional conditions and restrictions); and

•	death benefits.*

*	However, we will reverse certain purchase payment credits. (See “Buying Your Contract — Purchase Payment Credits.”)

Contingent events

•	Withdrawals you make if you or the annuitant are confined to a hospital or nursing home and have been for the prior 60 days. Your contract will include this provision when you and the annuitant are under age 76 at contract issue. You must provide proof satisfactory to us of the confinement as of the date you request the withdrawal.

•	To the extent permitted by state law, withdrawals you make if you or the annuitant are diagnosed in the second or later contract years as disabled with a medical condition that with reasonable medical certainty will result in death within 12 months or less from the date of the licensed physician’s statement. You must provide us with a licensed physician’s statement containing the terminal illness diagnosis and the date the terminal illness was initially diagnosed.

Possible group reductions: In some cases we may incur lower sales and administrative expenses due to the size of the group, the average contribution and the use of group enrollment procedures. In such cases, we may be able to reduce or eliminate the contract administrative and withdrawal charges. However, we expect this to occur infrequently.

FUND FEES AND EXPENSES
There are deductions from and expenses paid out of the assets of the funds that are described in the prospectuses for those funds. (See “Annual Operating Expenses of the Funds.”)

PREMIUM TAXES
Certain state and local governments impose premium taxes on us (up to 3.5%). These taxes depend upon your state of residence or the state in which the contract was issued. Currently, we deduct any applicable premium tax when annuity payouts begin, but we reserve the right to deduct this tax at other times such as when you make purchase payments or when you make a full withdrawal from your contract.

 26  RIVERSOURCE SIGNATURE ONE VARIABLE ANNUITY — PROSPECTUS

OPTIONAL LIVING BENEFIT CHARGES

GUARANTEED MINIMUM INCOME BENEFIT RIDER (GMIB) FEE
We charge a fee (currently 0.35%) based on the adjusted contract value for this optional feature only if you select it. If selected, we deduct the fee from the contract value on your contract anniversary at the end of each contract year. We prorate the GMIB fee among the subaccounts, the GPAs and the one-year fixed account in the same proportion your interest in each account bears to your total contract value.

If the contract is terminated for any reason or when annuity payouts begin, we will deduct the GMIB fee from the proceeds payable adjusted for the number of calendar days coverage was in place. We cannot increase the GMIB fee after the rider effective date and it does not apply after annuity payouts begin.

We calculate the fee as follows: 0.35% × (CV + ST – FAV)

 CV = contract value on the contract anniversary.

ST =	transfers from the subaccounts to the GPAs or the one-year fixed account made six months before the contract anniversary.

FAV = the value of your GPAs and the one-year fixed account.

The result of ST – FAV will never be greater than zero. This allows us to base the GMIB fee largely on the subaccounts, and not on the GPAs or the one-year fixed account.

Example

•	You purchase the contract with a payment of $50,000 and we add a $1,500 purchase payment credit to your contract. You allocate all of your payment and purchase payment credit to the subaccounts.

•	During the first contract year your contract value is $75,000. You transfer $15,000 from the subaccounts to the one-year fixed account.

•	On the first contract anniversary the one-year fixed account value is $15,250 and the subaccount value is $58,000. Your total contract value is $73,250.

•	The GMIB fee percentage is 0.35%.

We calculate the charge for the GMIB as follows:
Contract value on the contract anniversary:		$73,250.00
plus transfers from the subaccounts to the one-year fixed account in the six months before the contract anniversary:	+	15,000.00
minus the value of the one-year fixed account on the contract anniversary:		–15,250.00

		$73,000.00
The GMIB fee charged to you: 0.35% × $73,000 =		$255.50

8% PERFORMANCE CREDIT RIDER (PCR) FEE
We charge a fee of 0.25% of your contract value for this optional feature only if you select it. If selected, we deduct the PCR fee from your contract value on your contract anniversary. We prorate this fee among the subaccounts, the GPAs and the one-year fixed account in the same proportion as your interest in each account bears to your total contract value.

If the contract is terminated for any reason other than death or when annuity payouts begin, we will deduct the PCR fee from the proceeds payable adjusted for the number of calendar days coverage was in place. We cannot increase the PCR fee.

OPTIONAL DEATH BENEFIT CHARGES

BENEFIT PROTECTOR DEATH BENEFIT RIDER FEE
We charge a fee for the optional feature only if you select it. If selected, we deduct 0.25% of your contract value on your contract anniversary. We prorate this fee among the GPAs, the one-year fixed account and the subaccounts in the same proportion your interest in each account bears to your total contract value.

If the contract is terminated for any reason other than death or when annuity payouts begin, we will deduct the fee from the proceeds payable adjusted for the number of calendar days coverage was in place since we last deducted the fee. We cannot increase this annual fee after the rider effective date and it does not apply after annuity payouts begin or when we pay death benefits.

RIVERSOURCE SIGNATURE ONE VARIABLE ANNUITY — PROSPECTUS 27

BENEFIT PROTECTOR PLUS DEATH BENEFIT RIDER FEE
We charge a fee for the optional feature only if you select it. If selected, we deduct 0.40% of your contract value on your contract anniversary. We prorate this fee among the GPAs, the one-year fixed account and the subaccounts in the same proportion your interest in each account bears to your total contract value.

If the contract is terminated for any reason other than death or when annuity payouts begin, we will deduct the fee from the proceeds payable adjusted for the number of calendar days coverage was in place since we last deducted the fee. We cannot increase this annual fee after the rider effective date and it does not apply after annuity payouts begin or when we pay death benefits.

Valuing Your Investment

We value your accounts as follows:

GPAs AND ONE-YEAR FIXED ACCOUNT
We value the amounts you allocated to the GPAs and the one-year fixed account directly in dollars. The value of these accounts equals:

•	the sum of your purchase payments and transfer amounts allocated to the one-year fixed account and the GPAs (including any positive or negative MVA on amounts transferred from the GPAs to the one-year fixed account);

•	plus any purchase payment credits allocated to the one-year fixed account and GPAs;

•	plus interest credited;

•	minus the sum of amounts withdrawn (including any applicable withdrawal charges) and amounts transferred out;

•	minus any prorated portion of the contract administrative charge; and

•	minus the prorated portion of the fee for any of the following optional benefits you have selected:

– Guaranteed Minimum Income Benefit rider

– Performance Credit rider

– Benefit Protector rider

– Benefit Protector Plus rider

SUBACCOUNTS
We convert amounts you allocated to the subaccounts into accumulation units. Each time you make a purchase payment or transfer amounts into one of the subaccounts or we apply any purchase payment credits, we credit a certain number of accumulation units to your contract for that subaccount. Conversely, we subtract a certain number of accumulation units from your contract each time you take a partial withdrawal; transfer amounts out of a subaccount; or we assess a contract administrative charge, a withdrawal charge, or fee for any optional contract riders with annual charges (if applicable).

The accumulation units are the true measure of investment value in each subaccount during the accumulation period. They are related to, but not the same as, the net asset value of the fund in which the subaccount invests. The dollar value of each accumulation unit can rise or fall daily depending on the variable account expenses, performance of the fund and on certain fund expenses.

Here is how we calculate accumulation unit values:

Number of units: To calculate the number of accumulation units for a particular subaccount, we divide your investment by the current accumulation unit value.

Accumulation unit value: The current accumulation unit value for each subaccount equals the last value times the subaccount’s current net investment factor.

We determine the net investment factor by:

•	adding the fund’s current net asset value per share, plus the per share amount of any accrued income or capital gain dividends to obtain a current adjusted net asset value per share; then

•	dividing that sum by the previous adjusted net asset value per share; and

•	subtracting the percentage factor representing the mortality and expense risk fee and the variable account administrative charge from the result.

Because the net asset value of the fund may fluctuate, the accumulation unit value may increase or decrease. You bear all the investment risk in a subaccount.

 28  RIVERSOURCE SIGNATURE ONE VARIABLE ANNUITY — PROSPECTUS

Factors that affect subaccount accumulation units: accumulation units may change in two ways — in number and in value.

The number of accumulation units you own may fluctuate due to:

•	additional purchase payments you allocate to the subaccounts;

•	any purchase payment credits allocated to the subaccounts;

•	transfers into or out of the subaccounts (including any positive or negative MVA on amounts transferred from the GPAs);

•	partial withdrawals;

•	withdrawal charges;

and the deduction of a prorated portion of:

•	the contract administrative charge;

•	the fee for any of the following optional benefits you have selected:

– Guaranteed Minimum Income Benefit rider

– Performance Credit rider

– Benefit Protector rider

– Benefit Protector Plus rider

Accumulation unit values will fluctuate due to:

•	changes in fund net asset value;

•	fund dividends distributed to the subaccounts;

•	fund capital gains or losses;

•	fund operating expenses; and

•	mortality and expense risk fee and the variable account administrative charge.

Making the Most of Your Contract

AUTOMATED DOLLAR-COST AVERAGING
Currently, you can use automated transfers to take advantage of dollar-cost averaging (investing a fixed amount at regular intervals). For example, you might transfer a set amount monthly from a relatively conservative subaccount to a more aggressive one, or to several others, or from the one-year fixed account or the two-year GPA (without a MVA) to one or more subaccounts. The three to ten year GPAs are not available for automated transfers. You can also obtain the benefits of dollar-cost averaging by setting up regular automatic SIP payments or by establishing an Interest Sweep strategy. Interest Sweeps are a monthly transfer of the interest earned from either the one-year fixed account or the two-year GPA into the subaccounts of your choice. If you participate in an Interest Sweep strategy the interest you earn will be less than the annual interest rate we apply because there will be no compounding. There is no charge for dollar-cost averaging.

This systematic approach can help you benefit from fluctuations in accumulation unit values caused by fluctuations in the market values of the funds. Since you invest the same amount each period, you automatically acquire more units when the market value falls and fewer units when it rises. The potential effect is to lower your average cost per unit.

How dollar-cost averaging works

					Number
			Amount	Accumulation	of units
By investing an equal number of dollars each month ...		Month	invested	unit value	purchased

		Jan	$100	$20	5.00

		Feb	100	18	5.56

you automatically buy		Mar	100	17	5.88

more units when the	è	Apr	100	15	6.67

per unit market price is low...		May	100	16	6.25

		Jun	100	18	5.56

		Jul	100	17	5.88

and fewer units		Aug	100	19	5.26

when the per unit	è	Sept	100	21	4.76

market price is high.		Oct	100	20	5.00

RIVERSOURCE SIGNATURE ONE VARIABLE ANNUITY — PROSPECTUS 29

You paid an average price of $17.91 per unit over the 10 months, while the average market price actually was $18.10.

Dollar-cost averaging does not guarantee that any subaccount will gain in value nor will it protect against a decline in value if market prices fall. Because dollar-cost averaging involves continuous investing, your success will depend upon your willingness to continue to invest regularly through periods of low price levels. Dollar-cost averaging can be an effective way to help meet your long-term goals. For specific features contact your investment professional.

ASSET REBALANCING
You can ask us in writing to automatically rebalance the subaccount portion of your contract value either quarterly, semiannually, or annually. The period you select will start to run on the date we record your request. On the first valuation date of each of these periods, we automatically will rebalance your contract value so that the value in each subaccount matches your current subaccount percentage allocations. These percentage allocations must be in whole numbers. Asset rebalancing does not apply to the GPAs or the one-year fixed account. There is no charge for asset rebalancing. The contract value must be at least $2,000.

You can change your percentage allocations or your rebalancing period at any time by contacting us in writing. We will restart the rebalancing period you selected as of the date we record your change. You also can ask us in writing to stop rebalancing your contract value. You must allow 30 days for us to change any instructions that currently are in place. For more information on asset rebalancing, contact your sales representative.

TRANSFERRING AMONG ACCOUNTS
You may transfer contract value from any one subaccount, GPAs or the one-year fixed account, to another subaccount before annuity payouts begin. Certain restrictions apply to transfers involving the GPAs and the one-year fixed account.

The date your request to transfer will be processed depends on when we receive it:

•	If we receive your transfer request at our corporate office in good order before the close of business, we will process your transfer using the accumulation unit value we calculate on the valuation date we received your transfer request.

•	If we receive your transfer request at our corporate office in good order at or after the close of business, we will process your transfer using the accumulation unit value we calculate on the next valuation date after we received your transfer request.

There is no charge for transfers. Before making a transfer, you should consider the risks involved in changing investments. Transfers out of the GPAs will be subject to an MVA if done more than 30 days before the end of the guarantee period unless the transfer is an automated transfer from the two-year GPA as part of a dollar-cost averaging program or an Interest Sweep strategy.

We may suspend or modify transfer privileges at any time.

For information on transfers after annuity payouts begin, see “Transfer policies” below.

Transfer policies

•	Before annuity payouts begin, you may transfer contract values between the subaccounts, or from the subaccounts to the GPAs and the one-year fixed account at any time. However, if you made a transfer from the one-year fixed account to the subaccounts or the GPAs, you may not make a transfer from any subaccount or GPA back to the one-year fixed account for six months following that transfer. We reserve the right to further limit transfers to the GPAs and one-year fixed account if the interest rate we are then currently crediting to the one-year fixed account is equal to the minimum interest rate stated in the contract.

•	It is our general policy to allow you to transfer contract values from the one-year fixed account to the subaccounts or the GPAs once a year on or within 30 days before or after the contract anniversary (except for automated transfers, which can be set up at any time for certain transfer periods subject to certain minimums). Transfers from the one-year fixed account are not subject to a MVA. For contracts issued before June 16, 2003, we have removed this restriction, and you may transfer contract values from the one-year fixed account to the subaccounts at any time. We will inform you at least 30 days in advance of the day we intend to reimpose this restriction.

For contracts with applications signed on or after June 16, 2003, the amount of contract value transferred to the GPAs and the one-year fixed account cannot result in the value of the GPAs and the one-year fixed account in total being greater than 30% of the contract value. The time limitations on transfers from the GPAs and one-year fixed account will be enforced, and transfers out of the GPAs and one-year fixed account are limited to 30% of the GPA and one-year fixed account values at the beginning of the contract year or $10,000, whichever is greater. Because of this limitation, it may take you several years to transfer all your contract value from the one-year fixed account. You should carefully consider whether the one-year fixed account meets your investment criteria before you invest.

 30  RIVERSOURCE SIGNATURE ONE VARIABLE ANNUITY — PROSPECTUS

•	You may transfer contract values from a GPA any time after 60 days of transfer or payment allocation to the account. Transfers made more than 30 days before the end of the Guarantee Period will receive a MVA*, which may result in a gain or loss of contract value.

•	If we receive your request on or within 30 days before or after the contract anniversary date, the transfer from the one-year fixed account to the GPAs will be effective on the valuation date we receive it.

•	If you select a variable payout, once annuity payouts begin, you may make transfers once per contract year among the subaccounts and we reserve the right to limit the number of subaccounts in which you may invest.

•	Once annuity payouts begin, you may not make any transfers to the GPAs.

*	Unless the transfer is an automated transfer from the two-year GPA as part of a dollar-cost averaging program or an Interest Sweep strategy.

Market Timing
Market timing can reduce the value of your investment in the contract. If market timing causes the returns of an underlying fund to suffer, contract value you have allocated to a subaccount that invests in that underlying fund will be lower too. Market timing can cause you, any joint owner of the contract and your beneficiary(ies) under the contract a financial loss.

Funds available as investment options under the contract that invest in securities that trade in overseas securities markets may be at greater risk of loss from market timing, as market timers may seek to take advantage of changes in the values of securities between the close of overseas markets and the close of U.S. markets. Also, the risks of market timing may be greater for underlying funds that invest in securities such as small cap stocks, high yield bonds, or municipal securities, that may be traded infrequently.

We seek to prevent market timing. Market timing is frequent or short-term trading activity. We do not accommodate short-term trading activities. Do not buy a contract if you wish to use short-term trading strategies to manage your investment. The market timing policies and procedures described below apply to transfers among the subaccounts within the contract. The underlying funds in which the subaccounts invest have their own market timing policies and procedures. The market timing policies of the underlying funds may be more restrictive than the market timing policies and procedures we apply to transfers among the subaccounts of the contract, and may include redemption fees. We reserve the right to modify our market timing policies and procedures at any time without prior notice to you.

Market timing may hurt the performance of an underlying fund in which a subaccount invests in several ways, including but not necessarily limited to:

•	diluting the value of an investment in an underlying fund in which a subaccount invests;

•	increasing the transaction costs and expenses of an underlying fund in which a subaccount invests; and,

•	preventing the investment adviser(s) of an underlying fund in which a subaccount invests from fully investing the assets of the fund in accordance with the fund’s investment objectives.

In order to help protect you and the underlying funds from the potentially harmful effects of market timing activity, we apply the following market timing policy to discourage frequent transfers of contract value among the subaccounts of the variable account:

We try to distinguish market timing from transfers that we believe are not harmful, such as periodic rebalancing for purposes of an asset allocation, dollar-cost averaging and asset rebalancing program that may be described in this prospectus. There is no set number of transfers that constitutes market timing. Even one transfer in related accounts may be market timing. We seek to restrict the transfer privileges of a contract owner who makes more than three subaccount transfers in any 90 day period. We also reserve the right to refuse any transfer request, if, in our sole judgment, the dollar amount of the transfer request would adversely affect unit values.

If we determine, in our sole judgment, that your transfer activity constitutes market timing, we may modify, restrict or suspend your transfer privileges to the extent permitted by applicable law, which may vary based on the state law that applies to your contract and the terms of your contract. These restrictions or modifications may include, but not be limited to:

•	requiring transfer requests to be submitted only by first-class U.S. mail;

•	not accepting hand-delivered transfer requests or requests made by overnight mail;

•	not accepting telephone or electronic transfer requests;

•	requiring a minimum time period between each transfer;

•	not accepting transfer requests of an agent acting under power of attorney;

•	limiting the dollar amount that you may transfer at any one time;

•	suspending the transfer privilege; or

RIVERSOURCE SIGNATURE ONE VARIABLE ANNUITY — PROSPECTUS 31

•	modifying instructions under an automated transfer program to exclude a restricted fund if you do not provide new instructions.

Subject to applicable state law and the terms of each contract, we will apply the policy described above to all contract owners uniformly in all cases. We will notify you in writing after we impose any modification, restriction or suspension of your transfer rights.

We cannot guarantee that we will be able to identify and restrict all market timing activity. Because we exercise discretion in applying the restrictions described above, we cannot guarantee that we will be able to restrict all market timing activity. In addition, state law and the terms of some contracts may prevent us from stopping certain market timing activity. Market timing activity that we are unable to identify and/or restrict may impact the performance of the underlying funds and may result in lower contract values.

In addition to the market timing policy described above, which applies to transfers among the subaccounts within your contract, you should carefully review the market timing policies and procedures of the underlying funds. The market timing policies and procedures of the underlying funds may be materially different than those we impose on transfers among the subaccounts within your contract and may include mandatory redemption fees as well as other measures to discourage frequent transfers. As an intermediary for the underlying funds, we are required to assist them in applying their market timing policies and procedures to transactions involving the purchase and exchange of fund shares. This assistance may include, but not be limited to, providing the underlying fund upon request with your Social Security Number, Taxpayer Identification Number or other United States government-issued identifier, and the details of your contract transactions involving the underlying fund. An underlying fund, in its sole discretion, may instruct us at any time to prohibit you from making further transfers of contract value to or from the underlying fund, and we must follow this instruction. We reserve the right to administer and collect on behalf of an underlying fund any redemption fee imposed by an underlying fund. Market timing policies and procedures adopted by underlying funds may affect your investment in the contract in several ways, including but not limited to:

•	Each fund may restrict or refuse trading activity that the fund determines, in its sole discretion, represents market timing.

•	Even if we determine that your transfer activity does not constitute market timing under the market timing policies described above which we apply to transfers you make under the contract, it is possible that the underlying fund’s market timing policies and procedures, including instructions we receive from a fund may require us to reject your transfer request. For example, while we disregard transfers permitted under any asset allocation, dollar-cost averaging and asset rebalancing programs that may be described in this prospectus, we cannot guarantee that an underlying fund’s market timing policies and procedures will do so. Orders we place to purchase fund shares for the variable account are subject to acceptance by the fund. We reserve the right to reject without prior notice to you any transfer request if the fund does not accept our order.

•	Each underlying fund is responsible for its own market timing policies, and we cannot guarantee that we will be able to implement specific market timing policies and procedures that a fund has adopted. As a result, a fund’s returns might be adversely affected, and a fund might terminate our right to offer its shares through the variable account.

•	Funds that are available as investment options under the contract may also be offered to other intermediaries who are eligible to purchase and hold shares of the fund, including without limitation, separate accounts of other insurance companies and certain retirement plans. Even if we are able to implement a fund’s market timing policies, we cannot guarantee that other intermediaries purchasing that same fund’s shares will do so, and the returns of that fund could be adversely affected as a result.

For more information about the market timing policies and procedures of an underlying fund, the risks that market timing pose to that fund, and to determine whether an underlying fund has adopted a redemption fee, see that fund’s prospectus.

HOW TO REQUEST A TRANSFER OR WITHDRAWAL

 1 By letter

Send your name, contract number, Social Security Number or Taxpayer Identification Number* and signed request for a transfer or withdrawal to our corporate office:

RiverSource Life Insurance Company
829 Ameriprise Financial Center
Minneapolis, MN 55474

Minimum amount
Transfers or withdrawals:  $500 or entire account balance

 32  RIVERSOURCE SIGNATURE ONE VARIABLE ANNUITY — PROSPECTUS

Maximum amount
Transfers or withdrawals:  Contract value or entire account balance

*	Failure to provide a Social Security Number or Taxpayer Identification Number may result in mandatory tax withholding on the taxable portion of the distribution.

 2  By automated transfers and automated partial withdrawals

Your investment professional can help you set up automated transfers or partial withdrawals among your GPAs, one-year fixed account or the subaccounts.

You can start or stop this service by written request or other method acceptable to us.

You must allow 30 days for us to change any instructions that are currently in place.

•	Automated transfers from the one-year fixed account to any one of the subaccounts may not exceed an amount that, if continued, would deplete the one-year fixed account within 12 months. For contracts issued before June 16, 2003, we have removed this restriction, and you may transfer contract values from the one-year fixed account to the subaccounts at any time. We will inform you at least 30 days in advance of the day we intend to reimpose this restriction.

For contracts with applications signed on or after June 16, 2003, the time limitations on transfers from the one-year fixed account will be enforced, and transfers out of the one-year fixed account are limited to 30% of the one-year fixed account values at the beginning of the contract year or $10,000, whichever is greater.

•	Automated withdrawals may be restricted by applicable law under some contracts.

•	You may not make additional purchase payments if automated partial withdrawals are in effect.

•	Automated partial withdrawals may result in income taxes and penalties on all or part of the amount withdrawn.

Minimum amount
Transfers or withdrawals:  $100 monthly
                           $250 quarterly, semiannually or annually

 3 By phone

Call:
1-800-333-3437

Minimum amount
Transfers or withdrawals:  $500 or entire account balance

Maximum amount
Transfers:                           Contract value or entire account balance
Withdrawals:                      $25,000

We answer telephone requests promptly, but you may experience delays when the call volume is unusually high. If you are unable to get through, use the mail procedure as an alternative.

We will honor any telephone transfer or withdrawal requests that we believe are authentic and we will use reasonable procedures to confirm that they are. This includes asking identifying questions and recording calls. We will not allow a telephone withdrawal within 30 days of a phoned-in address change. As long as we follow the procedures, we (and our affiliates) will not be liable for any loss resulting from fraudulent requests.

Telephone transfers and withdrawals are automatically available. You may request that telephone transfers and withdrawals not be authorized from your account by writing to us.

Withdrawals

You may withdraw all or part of your contract at any time before annuity payouts begin by sending us a written request or calling us. If we receive your withdrawal request in good order at our corporate office before the close of business, we will process your withdrawal using accumulation unit value we calculate on the valuation date we received your withdrawal request. If we receive your withdrawal request our corporate office at or after the close of business, we will process your withdrawal using the accumulation unit value we calculate on the next valuation date after we received your withdrawal request. We may ask you to return the contract. You may have to pay a contract administrative charge, withdrawal charges or any applicable optional rider charges (see “Charges”) and federal income taxes and penalties. State and local income taxes may also apply (see “Taxes”). In addition, purchase payment credits may be reversed. You cannot make withdrawals after annuity payouts begin except under Plan E. (See “The Annuity Payout Period — Annuity Payout Plans.”)

RIVERSOURCE SIGNATURE ONE VARIABLE ANNUITY — PROSPECTUS 33

Any partial withdrawals you take under the contract will reduce your contract value. As a result, the value of your death benefit or any optional benefits you have elected will also be reduced (see “Optional Benefits”). In addition, withdrawals you are required to take to satisfy RMDs under the Code may reduce the value of certain death benefits and optional benefits (see “Taxes — Qualified Annuities — Required Minimum Distributions”).

WITHDRAWAL POLICIES
If you have a balance in more than one account and you request a partial withdrawal, we will automatically withdraw from all your subaccounts, GPAs and/or the one-year fixed account in the same proportion as your value in each account correlates to your total contract value, unless requested otherwise. After executing a partial withdrawal, the value in the one-year fixed account and each GPA and subaccount must be either zero or at least $50.

RECEIVING PAYMENT
By regular or express mail:

•	payable to you;

•	mailed to address of record.

NOTE: We will charge you a fee if you request express mail delivery.

Normally, we will send the payment within seven days after receiving your request in good order. However, we may postpone the payment if:

–	the withdrawal amount includes a purchase payment check that has not cleared;

–	the NYSE is closed, except for normal holiday and weekend closings;

–	trading on the NYSE is restricted, according to SEC rules;

–	an emergency, as defined by SEC rules, makes it impractical to sell securities or value the net assets of the accounts; or

–	the SEC permits us to delay payment for the protection of security holders.

TSA — Special Provisions

PARTICIPANTS IN TAX-SHELTERED ANNUITIES
If the contract is intended to be used in connection with an employer sponsored 403(b) plan, additional rules relating to this contract can be found in the annuity endorsement for tax sheltered 403(b) annuities. Unless we have made special arrangements with your employer, the contract is not intended for use in connection with an employer sponsored 403(b) plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). In the event that the employer either by affirmative election or inadvertent action causes contributions under a plan that is subject to ERISA to be made to this contract, we will not be responsible for any obligations and requirements under ERISA and the regulations thereunder, unless we have prior written agreement with the employer. You should consult with your employer to determine whether your 403(b) plan is subject to ERISA.

In the event we have a written agreement with your employer to administer the plan pursuant to ERISA, special rules apply as set forth in the TSA endorsement.

The employer must comply with certain nondiscrimination requirements for certain types of contributions under a TSA contract to be excluded from taxable income. You should consult your employer to determine whether the nondiscrimination rules apply to you.

The Code imposes certain restrictions on your right to receive early distributions from a TSA:

•	Distributions attributable to salary reduction contributions (plus earnings) made after Dec. 31, 1988, or to transfers or rollovers from other contracts, may be made from the TSA only if:

–	you are at least age 59 1/2;

–	you are disabled as defined in the Code;

–	you severed employment with the employer who purchased the contract;

–	the distribution is because of your death;

–	the distribution is due to plan termination; or

–	you are a military reservist.

•	If you encounter a financial hardship (as provided by the Code), you may be eligible to receive a distribution of all contract values attributable to salary reduction contributions made after Dec. 31, 1988, but not the earnings on them.

•	Even though a distribution may be permitted under the above rules, it may be subject to IRS taxes and penalties (see “Taxes”)

 34  RIVERSOURCE SIGNATURE ONE VARIABLE ANNUITY — PROSPECTUS

•	The above restrictions on distributions do not affect the availability of the amount credited to the contract as of Dec. 31, 1988. The restrictions also do not apply to transfers or exchanges of contract value within the contract, or to another registered variable annuity contract or investment vehicle available through the employer.

Changing Ownership

You may change ownership of your nonqualified annuity at any time by completing a change of ownership form we approve and sending it to our corporate office. The change will become binding on us when we receive and record it. We will honor any change of ownership request received in good order that we believe is authentic and we will use reasonable procedures to confirm authenticity. If we follow these procedures, we will not take any responsibility for the validity of the change.

If you have a nonqualified annuity, you may incur income tax liability by transferring, assigning or pledging any part of it. (See “Taxes.”)

If you have a qualified annuity, you may not sell, assign, transfer, discount or pledge your contract as collateral for a loan, or as security for the performance of an obligation or for any other purpose except as required or permitted by the Code. However, if the owner is a trust or custodian, or an employer acting in a similar capacity, ownership of the contract may be transferred to the annuitant.

Please consider carefully whether or not you wish to change ownership of your annuity contract. If you elected any optional contract features or riders, the new owner and annuitant will be subject to all limitations and/or restrictions of those features or riders just as if they were purchasing a new contract. If you have a GMIB and/or Benefit Protector Plus Death Benefit rider, the rider will terminate upon transfer of ownership of your annuity contract. Continuance of the Benefit Protector rider is optional. (see “Optional Benefits”).

Benefits in Case of Death

There are three death benefit options under this contract:

•	Return of Purchase Payments (ROP) death benefit;

•	Maximum Anniversary Value (MAV) death benefit; and

•	Enhanced Death Benefit (EDB) rider.

If either you or the annuitant are age 80 or older at contract issue, the ROP death benefit will apply. If both you and the annuitant are age 79 or younger at contract issue, you can elect the ROP, MAV, or EDB death benefit rider (if its available in your state) on your application. If you select GMIB you must select either the MAV death benefit or the EDB death benefit rider. Once you elect an option, you cannot change it. We show the option that applies in your contract. The death benefit option that applies determines the mortality and expense risk fee that is assessed against the subaccounts. (See “Charges — Mortality and Expense Risk Fee.”)

Under all options, we will pay the death benefit to your beneficiary upon the earlier of your death or the annuitant’s death if you die before the annuitization start date while this contract is in force. We will base the benefit paid on the death benefit coverage you select when you purchased the contract. If a contract has more than one person as the owner, we will pay benefits upon the first to die of any owner or the annuitant.

RETURN OF PURCHASE PAYMENTS DEATH BENEFIT

The ROP death benefit is intended to help protect your beneficiaries financially in that they will never receive less than your purchase payments adjusted for withdrawals. If you or the annuitant dies before annuity payouts begin while this contract is in force, we will pay the beneficiary the greatest of these two values less any purchase payment credits subject to reversal, minus any applicable rider charges:

1.	contract value; or

2.	total purchase payments plus purchase payment credits applied to the contract minus adjusted partial withdrawals.

Adjusted partial withdrawals for the ROP or MAV death benefit	=	PW × DB CV

PW = the amount by which the contract value is reduced as a result of the partial withdrawal.

DB = the death benefit on the date of (but prior to) the partial withdrawal.

CV = the contract value on the date of (but prior to) the partial withdrawal.

RIVERSOURCE SIGNATURE ONE VARIABLE ANNUITY — PROSPECTUS 35

Example

•	You purchase the contract with a payment of $100,000. We add a purchase payment credit of $4,000 to the contract.

•	On the first contract anniversary you make an additional payment of $20,000. We add a purchase payment credit of $800.

•	During the second contract year the contract value is $110,000 and you take a $10,000 withdrawal.

•	During the third contract year the contract value is $105,000.

We calculate the ROP death benefit as follows:
Contract value at death:	$105,000.00

Purchase payments plus credits minus adjusted partial withdrawals:
Total purchase payments:	$120,000.00
plus purchase payment credits:	+4,800.00
minus adjusted partial withdrawals calculated as:
$10,000 × $124,800 $110,000 =	–11,345.45

for a death benefit of:	$113,454.55

The ROP death benefit, calculated as the greatest of these two values:	$113,454.55

MAXIMUM ANNIVERSARY VALUE DEATH BENEFIT

The MAV death benefit is intended to help protect your beneficiaries financially while your investments have the opportunity to grow. The MAV death benefit does not provide any additional benefit before the first contract anniversary and it may not be appropriate for issue ages 75 to 79 because the benefit values may be limited after age 81. Be sure to discuss with your investment professional whether or not the MAV death benefit is appropriate for your situation.

If both you and the annuitant are age 79 or younger at contract issue, you may choose to add the MAV death benefit to your contract. If you select the Guaranteed Minimum Income Benefit Rider you must select either the MAV death benefit or the EDB death benefit rider.

The MAV death benefit provides that if you or the annuitant die before annuity payouts begin while this contract is in force, we will pay the beneficiary the greatest of these three values less any purchase payment credits subject to reversal, minus any applicable rider charges:

1.	contract value;

2.	total purchase payments plus purchase payment credits applied to the contract minus adjusted partial withdrawals; or

3.	the maximum anniversary value immediately preceding the date of death plus any payments and purchase payment credits since that anniversary minus adjusted partial withdrawals since that anniversary.

Maximum anniversary value (MAV): We calculate the MAV on each contract anniversary through age 80. There is no MAV prior to the first contract anniversary. On the first contract anniversary we set the MAV equal to the highest of: (a) your current contract value, or (b) total purchase payments and purchase payment credits minus adjusted partial withdrawals. Every contract anniversary after that, through age 80, we compare the previous anniversary’s MAV (plus any purchase payments and purchase payment credits since that anniversary minus adjusted partial withdrawals since that anniversary) to the current contract value and we reset the MAV if the current contract value is higher. We stop resetting the MAV after you or the annuitant reach age 81. However, we continue to add subsequent purchase payments and purchase payment credits and subtract adjusted partial withdrawals from the MAV.

Example

•	You purchase the contract with a payment of $25,000. We add a purchase payment credit of $750 to your contract.

•	On the first contract anniversary the contract value grows to $29,000.

•	During the second contract year the contract value falls to $27,000, at which point you take a $1,500 partial withdrawal, leaving a contract value of $25,500.

 36  RIVERSOURCE SIGNATURE ONE VARIABLE ANNUITY — PROSPECTUS

We calculate the MAV death benefit as follows:
Contract value at death:	$25,500.00

Purchase payments plus purchase payment credits minus adjusted partial withdrawals:
Total purchase payments and purchase payment credits:	$25,750.00
minus adjusted partial withdrawals, calculated as:
$1,500 × $25,750 $27,000 =	–1,430.56

for a death benefit of:	$24,319.44

The MAV immediately preceding the date of death plus any payments made since that anniversary minus adjusted partial withdrawals:
MAV on the prior anniversary:	$29,000.00
plus purchase payments and purchase payment credits made since the prior anniversary:	+0.00
minus adjusted partial withdrawals, calculated as:
$1,500 × $29,000 $27,000 =	–1,611.11

for a death benefit of:	$27,388.89

The MAV death benefit, calculated as the greatest of these three values:	$27,388.89

ENHANCED DEATH BENEFIT (EDB)

The EDB is intended to help protect your beneficiaries financially while your investments have the opportunity to grow. The EDB does not provide any additional benefit before the first contract anniversary and it may not be appropriate for issue ages 75 to 79 because the benefit values may be limited after age 81. Be sure to discuss with your investment professional whether or not the EDB is appropriate for your situation.

If this rider is available in your state and both you and the annuitant are 79 or younger at contract issue, you may choose to add the EDB death benefit rider to your contract. You may not select the EDB if you add either the Benefit Protector or the Benefit Protector Plus riders to your contract. If you select the Guaranteed Minimum Income Benefit Rider you must select either the MAV death benefit or the EDB rider.

The EDB provides that if you or the annuitant die before annuity payouts begin while this contract is in force, we will pay the beneficiary the greatest of these three values less any purchase payment credits subject to reversal, minus any applicable rider charges:

1. contract value;

2. total purchase payments plus purchase payment credits minus adjusted partial withdrawals; or

3. the 5% rising floor.

5% rising floor: This is the sum of the value of your GPAs, the one-year fixed account and the variable account floor. There is no variable account floor prior to the first contract anniversary. On the first contract anniversary, we establish the variable account floor as:

•	the amounts allocated to the subaccounts at issue increased by 5%,

•	plus any subsequent amounts allocated to the subaccounts,

•	minus adjusted transfers and partial withdrawals from the subaccounts.

Thereafter, we continue to add subsequent purchase payments allocated to the subaccounts and subtract adjusted transfers and partial withdrawals from the subaccounts. On each contract anniversary after the first, through age 80, we add an amount to the variable account floor equal to 5% of the prior anniversary’s variable account floor. We stop adding this amount after you or the annuitant reach age 81.

5% rising floor adjusted transfers or partial withdrawals	=	PWT×VAF SV

PWT =	the amount by which the contract value in the subaccounts is reduced as a result of the partial withdrawal transfer from the subaccounts.

 VAF = variable account floor on the date of (but prior to) the transfer or partial withdrawal.

 SV = value of the subaccounts on the date of (but prior to) the transfer or partial withdrawal.

RIVERSOURCE SIGNATURE ONE VARIABLE ANNUITY — PROSPECTUS 37

Example

•	You purchase the contract with a payment of $25,000 and we add a purchase payment credit of $750 to your contract. You allocate $5,100 to the one-year fixed account and $20,650 to the subaccounts.

•	On the first contract anniversary, the one-year fixed account value is $5,200 and the subaccount value is $17,000. Total contract value is $23,200.

•	During the second contract year the one-year fixed account value is $5,300 and the subaccount value is $19,000. Total contract value is $24,300. You take a $1,500 partial withdrawal all from the subaccounts, leaving the contract value at $22,800.

The death benefit is calculated as follows:
Contract value at death:		$22,800.00

Purchase payments plus purchase payment credits minus adjusted partial withdrawals:
Total purchase payments and purchase payment credits:		$25,750.00
minus adjusted partial withdrawals, calculated as:
$1,500 × $25,750 $24,300 =		–1,589.51
for a death benefit of:		$24,160.49

The 5% rising floor:
The variable account floor on the first contract anniversary, calculated as:
1.05 × $20,650 =		$21,682.50
plus amounts allocated to the subaccounts since that anniversary:		+0.00
minus the 5% rising floor adjusted partial withdrawal from the subaccounts, calculated as:
$1,500 × $21,682.50 $19,000 =	–$	1,711.78
variable account floor benefit:		$19,970.72
plus the one-year fixed account value:		+5,300.00
5% rising floor (value of the GPAs, the one-year fixed account and the variable account floor):		$25,270.72

The EDB death benefit, calculated as the greatest of these three values, which is the 5% rising floor:	$25,270.72

IF YOU DIE BEFORE YOUR RETIREMENT DATE
When paying the beneficiary, we will process the death claim on the valuation date our death claim requirements are fulfilled. We will determine the contract’s value using the accumulation unit value we calculate on that valuation date. We pay interest, if any, at a rate no less than required by law. If requested, we will mail payment to the beneficiary within seven days after our death claim requirements are fulfilled.

Nonqualified annuities
If your spouse is sole beneficiary and you die before the retirement date, your spouse may keep the contract as owner with the contract value equal to the death benefit that would otherwise have been paid. To do this your spouse must give us written instructions to continue the contract as owner. There will be no withdrawal charges on the contract from that point forward unless additional purchase payments are made. If you elected any optional contract features or riders, your spouse and the new annuitant (if applicable) will be subject to all limitations and/or restrictions of those features or riders just as if they were purchasing a new contract. The GMIB and Benefit Protector Plus riders, if selected, will terminate. Continuance of the Benefit Protector rider is optional. (See “Optional Benefits.”)

If your beneficiary is not your spouse, we will pay the beneficiary in a single sum unless you give us other written instructions. Generally, we must fully distribute the death benefit within five years of your death. However, the beneficiary may receive payouts under any annuity payout plan available under this contract if:

•	the beneficiary asks us in writing within 60 days after the day on which all documents have been received that prove your death has occurred; and

•	payouts begin no later than one year after your death, or other date as permitted by the IRS; and

•	the payout period does not extend beyond the beneficiary’s life or life expectancy.

 38  RIVERSOURCE SIGNATURE ONE VARIABLE ANNUITY — PROSPECTUS

Qualified annuities

•	Spouse beneficiary: If you have not elected an annuity payout plan, and if your spouse is the sole beneficiary, your spouse may either elect to treat the contract as his/her own, so long as he or she is eligible to do so, or elect an annuity payout plan or another plan agreed to by us. If your spouse elects a payout option, the payouts must begin no later than the year in which you would have reached age 70 1/2. If you attained age 70 1/2 at the time of death, payouts must begin no later than Dec. 31 of the year following the year of your death.

Your spouse may elect to assume ownership of the contract at any time before annuity payouts begin. If your spouse elects to assume ownership of the contract, the contract value will be equal to the death benefit that would otherwise have been paid. There will be no withdrawal charges on the contract from that point forward unless additional purchase payments are made. If you elected any optional contract features or riders, your spouse and the new annuitant (if applicable) will be subject to all limitations and/or restrictions of those features or riders just as if they were purchasing a new contract. The GMIB and the Benefit Protector Plus riders, if selected, will terminate. Continuance of the Benefit Protector rider is optional. (See “Optional Benefits.”)

•	Non-spouse beneficiary: If you have not elected an annuity payout plan, and if death occurs prior to the year you would have attained age 70 1/2, the beneficiary may elect to receive payouts from the contract over a five year period. If your beneficiary does not elect a five year payout, or if your death occurs after attaining age 70 1/2, we will pay the beneficiary in a single sum unless the beneficiary elects to receive payouts under any payout plan available under this contract if:

•	the beneficiary asks us in writing within 60 days after the day on which all documents have been received that prove your death has occurred; and

•	payouts begin no later than one year following the year of your death; and

•	the payout period does not extend beyond the beneficiary’s life or life expectancy.

If a beneficiary elects an alternative payment plan which is an inherited IRA, all optional death benefits and living benefits will terminate. In the event of your beneficiary’s death, their beneficiary can elect to take a lump sum payment or to continue the alternative payment plan following the schedule of minimum withdrawals established based on the life expectancy of your beneficiary.

•	Annuity payout plan: If you elect an annuity payout plan which guarantees payouts to a beneficiary after your death, the payouts to your beneficiary will continue pursuant to the annuity payout plan you elect.

Optional Benefits

The assets held in our general account support the guarantees under your contract, including optional death benefits and optional living benefits. To the extent that we are required to pay you amounts in addition to your contract value under these benefits, such amounts will come from our general account assets. You should be aware that our general account is exposed to the risks normally associated with a portfolio of fixed-income securities, including interest rate, option, liquidity and credit risk. The financial statements contained in the SAI include a further discussion of the risks inherent within the investments of the general account.

BENEFIT PROTECTOR DEATH BENEFIT RIDER (BENEFIT PROTECTOR)
The Benefit Protector is intended to provide an additional benefit to your beneficiary to help offset expenses after your death such as funeral expenses or federal and state taxes. This is an optional benefit that you may select for an additional annual charge (see “Charges”). The Benefit Protector provides reduced benefits if you or the annuitant are 70 or older at the rider effective date and it does not provide any additional benefit before the first rider anniversary. Be sure to discuss with your sales representative whether or not the Benefit Protector is appropriate for your situation.

If this rider is available in your state and both you and the annuitant are 75 or younger at contract issue, you may choose to add the Benefit Protector to your contract. You must elect the Benefit Protector at the time you purchase your contract and your rider effective date will be the contract issue date. You may not select this rider if you select the EDB death benefit rider or the Benefit Protector Plus rider. We reserve the right to discontinue offering the Benefit Protector for new contracts.

Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract. Since the benefit paid by the rider is determined by the amount of earnings at death, the amount of the benefit paid may be reduced as a result of taking required minimum distributions (see “Taxes — Qualified Annuities — Required Minimum Distributions”). Be sure to discuss with your investment professional and tax advisor whether or not the Benefit Protector is appropriate for your situation.

In some instances the rider effective date for the Benefit Protector may be after we issue the contract according to terms determined by us and at our sole discretion.

RIVERSOURCE SIGNATURE ONE VARIABLE ANNUITY — PROSPECTUS 39

The Benefit Protector provides that if you or the annuitant die after the first contract anniversary, but before annuity payouts begin, and while this contract is in force, we will pay the beneficiary:

•	the applicable death benefit, plus:

•	40% of your earnings at death if you and the annuitant were under age 70 on the rider effective date, up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old; or

•	15% of your earnings at death if you or the annuitant were 70 or older on the rider effective date, up to a maximum of 37.5% of purchase payments not previously withdrawn that are one or more years old.

Earnings at death: for purposes of the Benefit Protector and Benefit Protector Plus riders, this is an amount equal to the applicable death benefit minus purchase payments not previously withdrawn. The earnings at death may not be less than zero and may not be more than 250% of the purchase payments not previously withdrawn that are one or more years old.

Terminating the Benefit Protector

•	You may terminate the rider within 30 days of the first rider anniversary.

•	You may terminate the rider within 30 days of any rider anniversary beginning with the seventh rider anniversary.

•	The rider will terminate when you make a full withdrawal from the contract or when annuity payouts begin.

Example of the Benefit Protector

• You purchase the contract with a payment of $100,000 and you and the annuitant are under age 70. We add a $4,000 purchase payment credit to your contract. You select the MAV death benefit.
• During the first contract year the contract value grows to $105,000. The MAV death benefit equals the contract value less any purchase payment credits added in the last 12 months, or $101,000. You have not reached the first contract anniversary so the Benefit Protector does not provide any additional benefit at this time.

• On the first contract anniversary the contract value grows to $110,000. The death benefit equals:
The MAV death benefit (contract value):	$110,000
plus the Benefit Protector benefit which equals 40% of earnings at death (MAV death benefit minus payments not previously withdrawn):
0.40 × ($110,000 – $100,000) =	+4,000

Total death benefit of:	$114,000
• On the second contract anniversary the contract value falls to $105,000. The death benefit equals:
The MAV death benefit:	$110,000
plus the Benefit Protector benefit (40% of earnings at death):
0.40 × ($110,000 – $100,000) =	+4,000

Total death benefit of:	$114,000
• During the third contract year the contract value remains at $105,000 and you request a partial withdrawal of $50,000, including the applicable 8% withdrawal charge. We will withdraw $10,500 from your contract value free of charge (10% of your prior anniversary’s contract value). The remainder of the withdrawal is subject to an 8% withdrawal charge because your payment is in its third year of the withdrawal charge schedule, so we will withdraw $39,500 ($36,340 + $3,160 in withdrawal charges) from your contract value. Altogether, we will withdraw $50,000 and pay you $46,840. We calculate purchase payments not previously withdrawn as $100,000 – $45,000 = $55,000 (remember that $5,000 of the partial withdrawal is contract earnings). The death benefit equals:

The MAV death benefit (MAV adjusted for partial withdrawals):	$57,619
plus the Benefit Protector benefit (40% of earnings at death):
0.40 × ($57,619 – $55,000) =	+1,048

Total death benefit of:	$58,667

 40  RIVERSOURCE SIGNATURE ONE VARIABLE ANNUITY — PROSPECTUS

• On the third contract anniversary the contract value falls to $40,000. The death benefit equals the death benefit during the third contract year. The reduction in contract value has no effect.
• On the ninth contract anniversary the contract value grows to a new high of $200,000. Earnings at death reaches its maximum of 250% of purchase payments not previously withdrawn that are one or more years old. The death benefit equals:

The MAV death benefit (contract value):	$200,000
plus the Benefit Protector benefit (40% of earnings at death, up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old)	+55,000

Total death benefit of:	$255,000
• During the tenth contract year you make an additional purchase payment of $50,000 and we add a purchase payment credit of $2,000. Your new contract value is now $252,000. The new purchase payment is less than one year old and so it has no effect on the Benefit Protector value. The death benefit equals:

The MAV death benefit (contract value less any purchase payment credits added in the last 12 months):	$250,000
plus the Benefit Protector benefit (40% of earnings at death, up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old)	+55,000

Total death benefit of:	$305,000
• During the eleventh contract year the contract value remains $252,000 and the “new” purchase payment is one year old and the value of the Benefit Protector changes. The death benefit equals:
The MAV death benefit (contract value):	$252,000
plus the Benefit Protector benefit which equals 40% of earnings at death (MAV death benefit minus payments not previously withdrawn):
0.40 × ($252,000 – $105,000) =	+58,800

Total death benefit of:	$310,800

If your spouse is the sole beneficiary and you die before the retirement date, your spouse may keep the contract as owner. Your spouse and the new annuitant will be subject to all the limitations and restrictions of the rider just as if they were purchasing a new contract. If your spouse and the new annuitant do not qualify for the rider on the basis of age we will terminate the rider. If they do qualify for the rider on the basis of age we will set the contract value equal to the death benefit that would otherwise have been paid and we will substitute this new contract value on the date of death for “purchase payments not previously withdrawn” used in calculating earnings at death. Your spouse also has the option of discontinuing the Benefit Protector Death Benefit Rider within 30 days of the date they elect to continue the contract.

NOTE: For special tax considerations associated with the Benefit Protector, see “Taxes.”

BENEFIT PROTECTOR PLUS DEATH BENEFIT RIDER (BENEFIT PROTECTOR PLUS)
The Benefit Protector Plus is intended to provide an additional benefit to your beneficiary to help offset expenses after your death such as funeral expenses or federal and state taxes. This is an optional benefit that you may select for an additional annual charge (see “Charges”). The Benefit Protector Plus provides reduced benefits if you or the annuitant are 70 or older at the rider effective date and it does not provide any additional benefit before the first rider anniversary and it does not provide any benefit beyond what is offered under the Benefit Protector rider during the second rider year. Be sure to discuss with your sales representative whether or not the Benefit Protector Plus is appropriate for your situation.

If this rider is available in your state and both you and the annuitant are 75 or younger at contract issue, you may choose to add the Benefit Protector Plus to your contract. You must elect the Benefit Protector Plus at the time you purchase your contract and your rider effective date will be the contract issue date. This rider is only available for purchase through a transfer, exchange or rollover from another annuity or life insurance policy. You may not select this rider if you select the EDB death benefit rider or the Benefit Protector Rider. We reserve the right to discontinue offering the Benefit Protector Plus for new contracts.

Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract. Since the benefit paid by the rider is determined by the amount of earnings at death, the amount of the benefit paid may be reduced as a result of taking required minimum distributions (see “Taxes — Qualified Annuities — Required Minimum Distributions”). Be sure to discuss with your investment professional and tax advisor whether or not the Benefit Protector Plus is appropriate for your situation.

RIVERSOURCE SIGNATURE ONE VARIABLE ANNUITY — PROSPECTUS 41

The Benefit Protector Plus provides that if you or the annuitant die after the first contract anniversary, but before annuity payouts begin, and while this contract is in force, we will pay the beneficiary:

•	the benefits payable under the Benefit Protector described above, plus:

•	a percentage of purchase payments made within 60 days of contract issue not previously withdrawn as follows:

	Percentage if you and the annuitant are	Percentage if you or the annuitant are
Contract year	under age 70 on the rider effective date	70 or older on the rider effective date

One and Two	0%	0%

Three and Four	10%	3.75%

Five or more	20%	7.5%

Another way to describe the benefits payable under the Benefit Protector Plus rider is as follows:

•	the applicable death benefit plus:

	If you and the annuitant are under	If you or the annuitant are age 70
Contract year	age 70 on the rider effective date, add . . .	or older on the rider effective date, add . . .

One	Zero	Zero

Two	40% × earnings at death (see above)	15% × earnings at death

Three and Four	40% × (earnings at death + 25% of initial purchase payment*)	15% × (earnings at death + 25% of initial purchase payment*)

Five or more	40% × (earnings at death + 50% of initial purchase payment*)	15% × (earnings at death + 50% of initial purchase payment*)

*	Initial purchase payments are payments made within 60 days of contract issue not previously withdrawn.

Terminating the Benefit Protector Plus

•	You may terminate the rider within 30 days of the first rider anniversary.

•	You may terminate the rider within 30 days of any rider anniversary beginning with the seventh rider anniversary.

•	The rider will terminate when you make a full withdrawal from the contract or when annuity payouts begin.

Example of the Benefit Protector and Benefit Protector Plus

• You purchase the contract with a payment of $100,000 and you and the annuitant are under age 70. We add a $4,000 purchase payment credit to your contract. You select the MAV death benefit.
• During the first contract year the contract value grows to $105,000. The MAV death benefit equals the contract value, less any purchase payment credits added to the contract in the last 12 months, or $101,000. You have not reached the first contract anniversary so the Benefit Protector Plus does not provide any additional benefit at this time.

• On the first contract anniversary the contract value grows to $110,000. You have not reached the second contract anniversary so the Benefit Protector Plus does not provide any additional benefit beyond what is provided by the Benefit Protector at this time. The death benefit equals:

The MAV death benefit (contract value):	$110,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death (MAV death benefit minus payments not previously withdrawn):
0.40 × ($110,000 – $100,000) =	+4,000
Total death benefit of:	$114,000
• On the second contract anniversary the contract value falls to $105,000. The death benefit equals:
The MAV death benefit:	$110,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death:
0.40 × ($110,000 – $100,000) =	+4,000
plus 10% of purchase payments made within 60 days of contract issue and not previously withdrawn: 0.10 × $100,000 =	+10,000

Total death benefit of:	$124,000

 42  RIVERSOURCE SIGNATURE ONE VARIABLE ANNUITY — PROSPECTUS

• During the third contract year the contract value remains at $105,000 and you request a partial withdrawal of $50,000, including the applicable 8% withdrawal charge. We will withdraw $10,500 from your contract value free of charge (10% of your prior anniversary’s contract value). The remainder of the withdrawal is subject to an 8% withdrawal charge because your payment is in its third year of the withdrawal charge schedule, so we will withdraw $39,500 ($36,340 + $3,160 in withdrawal charges) from your contract value. Altogether, we will withdraw $50,000 and pay you $46,840. We calculate purchase payments not previously withdrawn as $100,000 – $45,000 = $55,000 (remember that $5,000 of the partial withdrawal is contract earnings). The death benefit equals:

The MAV death benefit (MAV adjusted for partial withdrawals):	$57,619
plus the Benefit Protector Plus benefit which equals 40% of earnings at death:
0.40 × ($57,619 – $55,000) =	+1,048
plus 10% of purchase payments made within 60 days of contract issue and not previously withdrawn: 0.10 × $55,000 =	+5,500

Total death benefit of:	$64,167
• On the third contract anniversary the contract value falls $40,000. The death benefit equals the death benefit paid during the third contract year. The reduction in contract value has no effect.
• On the ninth contract anniversary the contract value grows to a new high of $200,000. Earnings at death reaches its maximum of 250% of purchase payments not previously withdrawn that are one or more years old. Because we are beyond the fourth contract anniversary the Benefit Protector Plus also reaches its maximum of 20%. The death benefit equals:

The MAV death benefit (contract value):	$200,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death, up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old	+55,000
plus 20% of purchase payments made within 60 days of contract issue and not previously withdrawn: 0.20 × $55,000 =	+11,000

Total death benefit of:	$266,000
• During the tenth contract year you make an additional purchase payment of $50,000 and we add a purchase payment credit of $2,000. Your new contract value is now $252,000. The new purchase payment is less than one year old and so it has no effect on the Benefit Protector Plus value. The death benefit equals:

The MAV death benefit (contract value less any purchase payment credits added in the last 12 months):	$250,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death, up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old	+55,000
plus 20% of purchase payments made within 60 days of contract issue and not previously withdrawn: 0.20 × $55,000 =	+11,000

Total death benefit of:	$316,000
• During the eleventh contract year the contract value remains $252,000 and the “new” purchase payment is one year old. The value of the Benefit Protector Plus remains constant. The death benefit equals:

The MAV death benefit (contract value):	$252,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death (MAV Death Benefit minus payments not previously withdrawn):
0.40 × ($250,000 – $105,000) =	+58,800
plus 20% of purchase payments made within 60 days of contract issue and not previously withdrawn: 0.20 × $55,000 =	+11,000

Total death benefit of:	$321,800

If your spouse is sole beneficiary and you die before the retirement date, your spouse may keep the contract as owner with the contract value equal to the death benefit that would otherwise have been paid. We will then terminate the Benefit Protector Plus and substitute the applicable death benefit (see “Benefits in Case of Death”).

NOTE: For special tax considerations associated with the Benefit Protector Plus, see “Taxes.”

RIVERSOURCE SIGNATURE ONE VARIABLE ANNUITY — PROSPECTUS 43

GUARANTEED MINIMUM INCOME BENEFIT RIDER (GMIB)
The GMIB is intended to provide you with a guaranteed minimum lifetime income regardless of the volatility inherent in the investments in the subaccounts. You should consider whether the GMIB rider is appropriate for your situation because:

•	you must hold the GMIB for 7 years;

•	the GMIB rider terminates* 30 days following the contract anniversary after the annuitant’s 86th birthday;

•	you can only exercise the GMIB within 30 days after a contract anniversary;

•	the 6% rising floor value we use in the GMIB benefit base to calculate annuity payouts under the GMIB is limited after age 81; and

•	there are additional costs associated with the rider.

*	The rider and annual fee terminate 30 days following the contract anniversary after the annuitant’s 86th birthday, however, if you exercise the GMIB rider before this time, your benefits will continue according to the annuity payout plan you have selected.

If you are purchasing the contract as a qualified annuity, such as an IRA, and you are planning to begin annuity payouts after the date on which minimum distributions required by the IRS must begin, you should consider whether the GMIB is appropriate for you. Partial withdrawals you take from the contract, including those taken to satisfy minimum required distributions, will reduce the GMIB benefit base (defined below), which in turn may reduce or eliminate the amount of any annuity payments available under the rider (see “Taxes — Qualified Annuities — Required Minimum Distributions”). Consult a tax advisor before you purchase any GMIB with a qualified annuity, such as an IRA.

If this rider is available in your state and the annuitant is 75 or younger at contract issue, you may choose to add this optional benefit at the time you purchase your contract for an additional annual charge (see “Charges”). You cannot select this rider if you select the 8% Performance Credit Rider. You must elect the GMIB along with either the MAV death benefit or the EDB death benefit rider at the time you purchase your contract and your rider effective date will be the contract issue date. If the annuitant is between age 73 and age 75 at contract issue, you should consider whether a GMIB rider is appropriate for your situation. Be sure to discuss with your investment professional whether either GMIB rider option is appropriate for your situation.

In some instances we may allow you to add the GMIB to your contract at a later date if it was not available when you initially purchased your contract. In these instances, we would add the GMIB on the next contract anniversary and this would become the rider effective date. For purposes of calculating the GMIB benefit base under these circumstances, we consider the contract value on the rider effective date to be the initial purchase payment and purchase payment credit; we disregard all previous purchase payments, purchase payment credits, transfers and withdrawals in the GMIB calculations.

Investment selection under the GMIB: You may allocate your purchase payments and purchase payment credits or transfers to any of the subaccounts, the GPAs or the one-year fixed account. However, we reserve the right to limit the amount you allocate to subaccounts investing in the RiverSource Variable Portfolio — Cash Management Fund to 10% of the total amount in the subaccounts. If we are required to activate this restriction, and you have more than 10% of your subaccount value in this fund, we will send you a notice and ask that you reallocate your contract value so that the 10% limitation is satisfied within 60 days. We will terminate the GMIB if you have not satisfied the limitation after 60 days.

Exercising the GMIB

•	you may only exercise the GMIB within 30 days after any contract anniversary following the expiration of a seven-year waiting period from the rider effective date.

•	the annuitant on the retirement date must be between 50 and 86 years old.

•	you can only take an annuity payout under one of the following annuity payout plans:

– Plan A — Life Annuity – no refund

– Plan B — Life Annuity with ten years certain

– Plan D — Joint and last survivor life annuity – no refund

•	you may change the annuitant for the payouts.

When you exercise your GMIB, you may select a fixed or variable annuity payout plan. Fixed annuity payouts are calculated using the annuity purchase rates based on the “1983 Individual Annuitant Mortality Table A” with 100% Projection Scale G and an interest rate of 2.5%. Your annuity payouts remain fixed for the lifetime of the annuity payout period.

First year variable annuity payouts are calculated in the same manner as fixed annuity payouts. Once calculated, your annuity payouts remain unchanged for the first year. After the first year, subsequent annuity payouts are variable and depend on the

 44  RIVERSOURCE SIGNATURE ONE VARIABLE ANNUITY — PROSPECTUS

performance of the subaccounts you select. Variable annuity payouts after the first year are calculated using the following formula:

Pt–1 (1 + i) 1.05	= Pt

Pt–1	= prior annuity payout
Pt	= current annuity payout
i	= annualized subaccount performance

Each subsequent variable annuity payout could be more or less than the previous variable annuity payout if the subaccount investment performance is greater or less than the 5% assumed investment rate. If your subaccount performance equals 5%, your annuity payout will be unchanged from the previous annuity payout. If your subaccount performance is in excess of 5%, your variable annuity payout will increase from the previous annuity payout. If your subaccount investment performance is less than 5%, your variable annuity payout will decrease from the previous annuity payout.

The GMIB benchmarks the contract growth at each anniversary against several comparison values and sets the GMIB benefit base (described below) equal to the largest value. The GMIB benefit base, less any applicable premium tax, is the value we apply to the guaranteed annuity purchase rates stated in Table B of the contract to calculate the minimum annuity payouts you will receive if you exercise the GMIB. If the GMIB benefit base is greater than the contract value, the GMIB may provide a higher annuity payout level than is otherwise available. However, the GMIB uses guaranteed annuity purchase rates which may result in annuity payouts that are less than those using the annuity purchase rates that we will apply at annuitization under the standard contract provisions. Therefore, the level of income provided by the GMIB may be less than the income the contract otherwise provides. If the annuity payouts through the standard contract provisions are more favorable than the payouts available through the GMIB, you will receive the higher standard payout option. The GMIB does not create contract value or guarantee the performance of any investment option.

GMIB benefit base: If the GMIB is effective at contract issue, the GMIB benefit base is the greatest of:

1.	contract value;

2.	total purchase payments plus purchase payment credits minus adjusted partial withdrawals; or

3.	the 6% rising floor.

6% rising floor: This is the sum of the value of the GPAs, the one-year fixed account and the variable account floor. We calculate the variable account floor on each contract anniversary through age 80. There is no variable account floor prior to the first contract anniversary. On the first contract anniversary, we set the variable account floor equal to:

•	the initial purchase payments and purchase payment credits allocated to the subaccounts increased by 6%,

•	plus any subsequent amounts allocated to the subaccounts, and

•	minus adjusted transfers or partial withdrawals from the subaccounts.

Every contract anniversary after that, through age 80, we reset the variable account floor by accumulating the prior anniversary’s variable account floor at 6% plus any subsequent amounts allocated to the subaccounts minus adjusted transfers or partial withdrawals from the subaccounts. We stop resetting the variable account floor after you or the annuitant reach age 81. However, we continue to add subsequent amounts you allocate to the subaccounts and subtract adjusted transfers or partial withdrawals from the subaccounts.

Keep in mind that the 6% rising floor is limited after age 81.

We reserve the right to exclude from the GMIB benefit base any purchase payments and purchase payment credits made in the five years before you exercise the GMIB. We would do so only if such payments and credits total $50,000 or more or if they are 25% or more of total contract payments. If we exercise this right, we:

•	subtract each payment and purchase payment credit adjusted for market value from the contract value.

•	subtract each payment and purchase payment credit from the 6% rising floor. We adjust the payments and purchase payment credit made to the GPAs and the one-year fixed account for market value. We increase payments and purchase payment credit allocated to the subaccounts by 6% for the number of full contract years they have been in the contract before we subtract them from the 6% rising floor.

RIVERSOURCE SIGNATURE ONE VARIABLE ANNUITY — PROSPECTUS 45

For each payment and purchase payment credit, we calculate the market value adjustment to the contract value, the GPAs and the one-year fixed account value of the 6% rising floor as:

PMT × CVG ECV

PMT =	each purchase payment and purchase payment credit made in the five years before you exercise the GMIB.

CVG =	current contract value at the time you exercise the GMIB.

ECV =	the estimated contract value on the anniversary prior to the payment in question. We assume that all payments, purchase payment credits and partial withdrawals occur at the beginning of a contract year.

For each payment and purchase payment credit, we calculate the 6% increase of payments and purchase payment credits allocated to the subaccounts as:

PMT × (1.06)CY

CY = the full number of contract years the payment and purchase payment credit have been in the contract.

Terminating the GMIB

•	You may terminate the rider within 30 days after the first rider anniversary.

•	You may terminate the rider any time after the seventh rider anniversary.

•	The rider will terminate on the date:

–	you make a full withdrawal from the contract;

–	a death benefit is payable; or

–	you choose to begin taking annuity payouts under the regular contract provisions.

•	The GMIB rider will terminate* 30 days following the contract anniversary after the annuitant’s 86th birthday.

*	The rider and annual fee terminate 30 days following the contract anniversary after the annuitant’s 86th birthday, however, if you exercise the GMIB rider before this time, your benefits will continue according to the annuity payout plan you have selected.

Example

•	You purchase the contract during the 2004 calendar year with a payment of $100,000 and we add a $4,000 purchase payment credit to your contract. You allocate all of your purchase payment and purchase payment credit to the subaccounts.

•	There are no additional purchase payments and no partial withdrawals.

•	Assume the annuitant is male and age 55 at contract issue. For the joint and last survivor option (annuity payout Plan D), the joint annuitant is female and age 55 at contract issue.

Taking into account fluctuations in contract value due to market conditions, we calculate the GMIB benefit base as:

Contract		Purchase payments and	6% rising	GMIB
anniversary	Contract value	purchase payment credit	floor	benefit base

1	$112,000	$104,000	$110,240

2	130,000	104,000	116,854

3	137,000	104,000	123,866

4	156,000	104,000	131,298

5	88,000	104,000	139,175

6	125,000	104,000	147,526

7	144,000	104,000	156,378	$156,378

8	158,000	104,000	165,760	165,760

9	145,000	104,000	175,706	175,706

10	133,000	104,000	186,248	186,248

11	146,000	104,000	197,423	197,423

12	153,000	104,000	209,268	209,268

13	225,000	104,000	221,825	225,000

14	245,000	104,000	235,134	245,000

15	250,000	104,000	249,242	250,000

 46  RIVERSOURCE SIGNATURE ONE VARIABLE ANNUITY — PROSPECTUS

NOTE: The 6% rising floor value is limited after age 81, but the GMIB benefit base may increase if the contract value increases. However, you should keep in mind that you are always entitled to annuitize using the contract value without exercising the GMIB.

If you annuitize the contract within 30 days after a contract anniversary, the payout under a fixed annuity option (which is the same as the minimum payout for the first year under a variable annuity option) would be:

			Minimum Guaranteed Monthly Income
Contract		Plan A –	Plan B –	Plan D – joint and
anniversary	GMIB	life annuity —	life annuity with	last survivor life
at exercise	benefit base	no refund	ten years certain	annuity — no refund

10	$186,248 (6% Rising Floor)	$907.03	$884.68	$718.92

15	250,000 (Contract Value)	1,402.50	1,340.00	1,077.50

The payouts above are shown at guaranteed annuity rates we use in the 2.5% Table. Payouts under the standard provisions of this contract will be based on our annuity rates in effect at annuitization and are guaranteed to be greater than or equal to the guaranteed annuity rates stated in Table B of the contract. The fixed annuity payout available under the standard provisions of this contract would be at least as great as shown below:

Contract		Plan A –	Plan B –	Plan D – joint and
anniversary		life annuity —	life annuity with	last survivor life
at exercise	Contract value	no refund	ten years certain	annuity — no refund

10	$133,000	$686.28	$667.66	$549.29

15	250,000	1,475.00	1,407.50	1,142.50

In this example, at the 15th contract anniversary you would not experience a benefit from the GMIB as the payout available to you is equal to or less than the payout available under the standard provisions of the contract.

Remember that after the first year, lifetime income payouts under a variable annuity payout option will depend on the investment performance of the subaccounts you select. If your subaccount performance is 5%, your annuity payout will be unchanged from the previous annuity payout. If your subaccount performance is in excess of 5%, your variable annuity payout will increase from the previous annuity payout. If your subaccount investment performance is less than 5%, your variable annuity payout will decrease from the previous annuity payout.

8% PERFORMANCE CREDIT RIDER (PCR)
The PCR is intended to provide you with an additional benefit if your earnings are less than the target value on the seventh and tenth rider anniversaries (see below). This is an optional benefit you may select for an additional charge (see “Charges”). The PCR does not provide any additional benefit before the seventh rider anniversary and it may not be appropriate for issue ages 83 or older due to this required holding period. Be sure to discuss with your investment professional whether or not the PCR is appropriate for your situation.

If the PCR is available in your state, you may choose to add this benefit to your contract at issue. You cannot select the PCR if you select the GMIB.

In some instances we may allow you to add the PCR to your contract at a later date if it was not available when you initially purchased your contract. In these instances, we would add the PCR on the next contract anniversary and this would become the rider effective date. For purposes of calculating the target value under these circumstances, we consider the contract value on the rider effective date to be the first contract year’s purchase payments.

Investment selection under the PCR: You may allocate your purchase payments and purchase payment credits or transfers to any of the subaccounts, the GPAs or the one-year fixed account. However, we reserve the right to limit the aggregate amount in the GPAs and the one-year fixed account and amounts you allocate to subaccounts investing in the RiverSource Variable Portfolio — Cash Management Fund to 10% of your total contract value. If we are required to activate this restriction, and you have more than 10% of your contract value in these accounts, we will send you a notice and ask that you reallocate your contract value so that the 10% limitation is satisfied within 60 days. We will terminate the PCR if you have not satisfied the limitation after 60 days.

Target value: We calculate the target value on each rider anniversary. There is no target value prior to the first rider anniversary. On the first rider anniversary we set the target value equal to your first year’s purchase payments plus purchase payment credits minus the target value adjusted partial withdrawals accumulated at an annual effective rate of 8%. Every rider anniversary after that, we recalculate the target value by accumulating the prior anniversary’s target value and any additional

RIVERSOURCE SIGNATURE ONE VARIABLE ANNUITY — PROSPECTUS 47

purchase payments and purchase payment credits minus the target value adjusted partial withdrawals at an annual effective rate of 8%.

Target value adjusted partial withdrawals	=	PW × TV CV

PW = the partial withdrawal including any applicable withdrawal charge or MVA.

TV = the target value on the date of (but prior to) the partial withdrawal.

CV = contract value on the date of (but prior to) the partial withdrawal.

Your benefits under the PCR are as follows:

(a)	If on the seventh rider anniversary your contract value is less than the target value, we will add a PCR credit to your contract equal to:

  3% × (PP – PCRPW – PP5)

PP =	total purchase payments and purchase payment credits.

PCRPW =	PCR adjusted partial withdrawals. The PCR adjusted partial withdrawal amount is an adjustment we make to determine the proportionate amount of any partial withdrawal attributable to purchase payments received five or more years before the target value is calculated (on the tenth year rider anniversary). For a more detailed description of the PCR adjusted partial withdrawal please see Appendix A.

PP5 =	purchase payments and purchase payment credits made in the prior five years.

We apply the PCR credit to your contract on the seventh rider anniversary and allocate it among the fixed accounts and subaccounts according to your current asset allocation.

(b)	If on the tenth rider anniversary your contract value is less than the target value, we will add a PCR credit to your contract equal to:

  5% × (PP – PCRPW – PP5)

We restart the calculation period for the PCR on the tenth rider anniversary and every ten years after that while you own the contract. We use the contract value (including any credits) on that anniversary as your first contract year’s payments for calculating the target value and any applicable PCR credit. We may then apply additional PCR credits to your contract at the end of each seven and ten-year period as described above.

PCR reset: You can elect to lock in your contract growth by restarting the ten-year PCR calculation period on any contract anniversary. If you elect to restart the calculation period, the contract value on the restart date is used as the first year’s payments for the calculating the target value and any applicable PCR credit. The next calculation period for the PCR will restart at the end of this new ten-year period. We must receive your request to restart the PCR calculation period within 30 days after a contract anniversary.

Terminating the PCR

•	You may terminate the PCR within 30 days following the first contract anniversary after the PCR rider effective date.

•	You may terminate the PCR within 30 days following the later of the tenth contract anniversary after the PCR rider effective date or the last rider reset date.

•	The PCR will terminate on the date:

–	you make a full withdrawal from the contract;

–	that a death benefit is payable; or

–	you choose to begin taking annuity payouts.

Example

•	You purchase the contract with a payment of $100,000 and we add a $4,000 purchase payment credit to your contract.

•	There are no additional purchase payments and no partial withdrawals.

•	On the seventh contract anniversary, the contract value is $150,000.

•	We determine the target value on the seventh contract anniversary as your purchase payments plus purchase payment credits (there are no partial withdrawals to subtract) accumulated at an annual effective rate of 8% or:

$104,000 × (1.08)7 = $104,000 × 1.71382 = $178,237.72.

 48  RIVERSOURCE SIGNATURE ONE VARIABLE ANNUITY — PROSPECTUS

Your contract value ($150,000) is less than the target value ($178,237.72) so we will add a PCR credit to your contract equal to 3% of your purchase payments and purchase payment credits (there are no partial withdrawals or purchase payments made in the last five years to subtract), which is:

0.03 × $104,000 = $3,120.

After application of the PCR credit, your total contract value would be $153,120.

•	On the tenth contract anniversary, the contract value is $220,000.

•	We determine the target value on the tenth contract anniversary as your purchase payments plus purchase payment credits (there are no partial withdrawals to subtract) accumulated at an annual effective rate of 8% or:

$104,000 × (1.08)10 = $104,000 × 2.158924 = $224,528.20.

Your contract value ($220,000) is less than the target value ($224,528.20) so we will add a PCR credit to your contract equal to 5% of your purchase payments and purchase payment credits (there are no partial withdrawals or purchase payments made in the last five years to subtract), which is:

0.05 × $104,000 = $5,200.

After application of the PCR credit, your total contract value would be $225,200.

•	The PCR calculation period automatically restarts on the tenth contract anniversary with the target values first year’s payments equal to $225,200. We would make the next PCR credit determination on the twentieth contract anniversary.

The Annuity Payout Period

As owner of the contract, you have the right to decide how and to whom annuity payouts will be made starting at the retirement date. You may select one of the annuity payout plans outlined below, or we may mutually agree on other payout arrangements. We do not deduct any withdrawal charges under the payout plans listed below, except under annuity payout Plan E.

You also decide whether we will make annuity payouts on a fixed or variable basis, or a combination of fixed and variable. The amount available to purchase payouts under the plan you select is the contract value on your retirement date after any rider charges have been deducted, plus any positive or negative MVA (less any applicable premium tax). Additionally, we currently allow you to use part of the amount available to purchase payouts, leaving any remaining contract value to accumulate on a tax-deferred basis. If you select a variable annuity payout, we reserve the right to limit the number of subaccounts in which you may invest. The GPAs are not available during this payout period.

Amounts of fixed and variable payouts depend on:

•	the annuity payout plan you select;

•	the annuitant’s age and, in most cases, sex;

•	the annuity table in the contract; and

•	the amounts you allocated to the accounts at settlement.

In addition, for variable annuity payouts only, amounts depend on the investment performance of the subaccounts you select. These payouts will vary from month to month because the performance of the funds will fluctuate. Fixed payouts remain the same from month to month.

For information with respect to transfers between accounts after annuity payouts begin (see “Making the Most of Your Contract — Transfer policies”).

ANNUITY TABLES
The annuity tables in your contract (Table A and Table B) show the amount of the monthly payout for each $1,000 of contract value according to the age and, when applicable, the annuitant’s sex. (Where required by law, we will use a unisex table of settlement rates.)

Table A shows the amount of the first monthly variable annuity payout assuming that the contract value is invested at the beginning of the annuity payout period and earns a 5% rate of return, which is reinvested and helps to support future payouts. If you ask us at least 30 days before the retirement date, we will substitute an annuity table based on an assumed 3.5% investment rate for the 5% Table A in the contract. The assumed investment rate affects both the amount of the first payout and the extent to which subsequent payouts increase or decrease. For example, annuity payouts will increase if the investment return is above the assumed investment rate and payouts will decrease if the return is below the assumed investment rate. Using a 5% assumed interest rate results in a higher initial payout, but later payouts will increase more slowly when annuity unit values rise and decrease more rapidly when they decline.

RIVERSOURCE SIGNATURE ONE VARIABLE ANNUITY — PROSPECTUS 49

Table B shows the minimum amount of each fixed annuity payout. We declare current payout rates that we use in determining the actual amount of your fixed annuity payout. The current payout rates will equal or exceed the guaranteed payout rates shown in Table B. We will furnish these rates to you upon request.

ANNUITY PAYOUT PLANS
You may choose any one of these annuity payout plans by giving us written instructions at least 30 days before contract values are used to purchase the payout plan. Generally, you may select one of the Plans A through E below or another plan agreed to by us.

•	Plan A – Life annuity — no refund: We make monthly payouts until the annuitant’s death. Payouts end with the last payout before the annuitant’s death. We will not make any further payouts. This means that if the annuitant dies after we made only one monthly payout, we will not make any more payouts.

•	Plan B – Life annuity with five, ten or 15 years certain: We make monthly payouts for a guaranteed payout period of five, ten or 15 years that you elect. This election will determine the length of the payout period to the beneficiary if the annuitant should die before the elected period expires. We calculate the guaranteed payout period from the retirement date. If the annuitant outlives the elected guaranteed payout period, we will continue to make payouts until the annuitant’s death.

•	Plan C – Life annuity — installment refund: We make monthly payouts until the annuitant’s death, with our guarantee that payouts will continue for some period of time. We will make payouts for at least the number of months determined by dividing the amount applied under this option by the first monthly payout, whether or not the annuitant is living.

•	Plan D – Joint and last survivor life annuity — no refund: We make monthly payouts while both the annuitant and a joint annuitant are living. If either annuitant dies, we will continue to make monthly payouts at the full amount until the death of the surviving annuitant. Payouts end with the death of the second annuitant.

•	Plan E – Payouts for a specified period: We make monthly payouts for a specific payout period of ten to 30 years that you elect. We will make payouts only for the number of years specified whether the annuitant is living or not. Depending on the selected time period, it is foreseeable that an annuitant can outlive the payout period selected. During the payout period, you can elect to have us determine the present value of any remaining variable payouts and pay it to you in a lump sum. We determine the present value of the remaining annuity payouts which are assumed to remain level at the initial payout. The discount rate we use in the calculation is 5.17% for the assumed investment return of 3.5% and 6.67% for the assumed investment return of 5.0%. (See “Charges — Withdrawal charge under Annuity Payout Plan E.”) A 10% IRS penalty tax could apply if you take a withdrawal. (See “Taxes.”)

Annuity payout plan requirements for qualified annuities: If your contract is a qualified annuity, you must select a payout plan as of the retirement date set forth in your contract. You have the responsibility for electing a payout plan under your contract that complies with applicable law. Your contract describes your payout plan options. The options will meet certain IRS regulations governing RMDs if the payout plan meets the incidental distribution benefit requirements, if any, and the payouts are made:

•	in equal or substantially equal payments over a period not longer than your life expectancy or over the joint life expectancy of you and your designated beneficiary; or

•	over a period certain not longer than your life expectancy or over the joint life expectancy of you and your designated beneficiary.

If we do not receive instructions: You must give us written instructions for the annuity payouts at least 30 days before the annuitant’s retirement date. If you do not, we will make payouts under Plan B, with 120 monthly payouts guaranteed. Contract values that you allocated to the one-year fixed account will provide fixed dollar payouts and contract values that you allocated among the subaccounts will provide variable annuity payouts.

If monthly payouts would be less than $20: We will calculate the amount of monthly payouts at the time the contract value is used to purchase a payout plan. If the calculations show that monthly payouts would be less than $20, we have the right to pay the contract value to the owner in a lump sum or to change the frequency of the payouts.

Death after annuity payouts begin: If you or the annuitant die after annuity payouts begin, we will pay any amount payable to the beneficiary as provided in the annuity payout plan in effect.

Taxes

Under current law, your contract has a tax-deferral feature. Generally, this means you do not pay income tax until there is a taxable distribution (or deemed distribution) from the contract. We will send a tax information reporting form for any year in which we made a taxable or reportable distribution according to our records.

 50  RIVERSOURCE SIGNATURE ONE VARIABLE ANNUITY — PROSPECTUS

NONQUALIFIED ANNUITIES
Generally, only the increase in the value of a non-qualified annuity contract over the investment in the contract is taxable. Certain exceptions apply. Federal tax law requires that all nonqualified deferred annuity contracts issued by the same company (and possibly its affiliates) to the same owner during a calendar year be taxed as a single, unified contract when distributions are taken from any one of those contracts.

Annuity payouts: Generally, unlike withdrawals described below, the taxation of annuity payouts are subject to exclusion ratios, i.e. in most cases, a portion of each payout will be ordinary income and subject to tax, and a portion of each payout will be considered a return of part of your investment in the contract and will not be taxed. All amounts you receive after your investment in the contract is fully recovered will be subject to tax. Under Annuity Payout Plan A: Life annuity — no refund, where the annuitant dies before your investment in the contract is fully recovered, the remaining portion of the unrecovered investment may be available as a federal income tax deduction to the owner for the last taxable year. Under all other annuity payout plans, where the annuity payouts end before your investment in the contract is fully recovered, the remaining portion of the unrecovered investment may be available as a federal income tax deduction to the taxpayer for the tax year in which the payouts end. (See “The Annuity Payout Period — Annuity Payout Plans.”)

Beginning in 2011, federal tax law permits taxpayers to annuitize a portion of their nonqualified annuity while leaving the remaining balance to continue to grow tax-deferred. Under the new partial annuitization rules, the portion annuitized must be received as an annuity for a period of 10 years or more, or for the lives of one or more individuals. If this requirement is met, the annuitized portion and the tax-deferred balance will generally be treated as two separate contracts for income tax purposes only. If a contract is partially annuitized, the investment in the contract is allocated between the deferred and the annuitized portions on a pro rata basis.

Withdrawals: Generally, if you withdraw all or part of your nonqualified annuity before your annuity payouts begin, including withdrawals under any optional withdrawal benefit rider, your withdrawal will be taxed to the extent that the contract value immediately before the withdrawal exceeds the investment in the contract. Different rules may apply if you exchange another contract into this contract.

You also may have to pay a 10% IRS penalty for withdrawals of taxable income you make before reaching age 59 1/2 unless certain exceptions apply.

Withholding: If you receive taxable income as a result of an annuity payout or withdrawal, including withdrawals under any optional withdrawal benefit rider, we may deduct federal, and in some cases state withholding against the payment. Any withholding represents a prepayment of your tax due for the year. You take credit for these amounts on your annual income tax return. As long as you have provided us with a valid Social Security Number or Taxpayer Identification Number, and you have a valid U.S. address, you may be able to elect not to have any withholding occur.

If the payment is part of an annuity payout plan, we generally compute the amount of federal income tax withholding using payroll tables. You may provide us with a statement of how many exemptions to use in calculating the withholding. If the distribution is any other type of payment (such as partial or full withdrawal) we compute federal income tax withholding using 10% of the taxable portion.

The federal income tax withholding requirements differ if we deliver payment outside the United States or you are a non-resident alien.

Some states also may impose income tax withholding requirements similar to the federal withholding described above. If this should be the case, we may deduct state income tax withholding from the payment.

Death benefits to beneficiaries: The death benefit under a nonqualified contract is not exempt from estate (federal or state) taxes. In addition, for income tax purposes, any amount your beneficiary receives that exceeds the investment in the contract is taxable as ordinary income to the beneficiary in the year he or she receives the payments. (See also “Benefits in Case of Death — If You Die Before the Retirement Start Date”).

Net Investment Income Tax (also known as Medicare contribution tax): Effective for taxable years beginning on or after January 1, 2013, certain high-income individuals (as well as estates and trusts) are subject to a new 3.8% net investment income tax (as an addition to income taxes). For individuals, the 3.8% tax applies to the lesser of (1) the amount by which the taxpayer’s modified adjusted gross income exceeds $200,000 ($250,000 for married filing jointly and surviving spouses; $125,000 for married filing separately) or (2) the taxpayer’s “net investment income.” Net investment income includes taxable income from nonqualified annuities. Annuity holders are advised to consult their tax advisor regarding the possible implications of this additional tax.

Annuities owned by corporations, partnerships or irrevocable trusts: For nonqualified annuities, any annual increase in the value of annuities held by such entities (nonnatural persons) generally will be treated as ordinary income received during that

RIVERSOURCE SIGNATURE ONE VARIABLE ANNUITY — PROSPECTUS 51

year. However, if the trust was set up for the benefit of a natural person(s) only, the income may remain tax-deferred until withdrawn or paid out.

Penalties: If you receive amounts from your nonqualified annuity before reaching age 59 1/2, you may have to pay a 10% IRS penalty on the amount includable in your ordinary income. However, this penalty will not apply to any amount received:

•	because of your death or in the event of nonnatural ownership, the death of the annuitant;

•	because you become disabled (as defined in the Code);

•	if the distribution is part of a series of substantially equal periodic payments, made at least annually, over your life or life expectancy (or joint lives or life expectancies of you and your beneficiary);

•	if it is allocable to an investment before Aug. 14, 1982; or

•	if annuity payouts are made under immediate annuities as defined by the Code.

Transfer of ownership: Generally, if you transfer ownership of a nonqualified annuity without receiving adequate consideration, the transfer may be taxed as a withdrawal for federal income tax purposes. If the transfer is a currently taxable event for income tax purposes, the original owner will be taxed on the amount of deferred earnings at the time of the transfer and also may be subject to the 10% IRS penalty discussed earlier. In this case, the new owner’s investment in the contract will be equal to the investment in the contract at the time of the transfer plus any earnings included in the original owner’s taxable income as a result of the transfer. In general, this rule does not apply to transfers between spouses or former spouses. Similar rules apply if you transfer ownership for full consideration. Please consult your tax advisor for further details.

1035 Exchanges: Section 1035 of the Code permits nontaxable exchanges of certain insurance policies, endowment contracts, annuity contracts and qualified long-term care insurance contracts, while providing for continued tax deferral of earnings. In addition, Section 1035 permits the carryover of the investment in the contract from the old policy or contract to the new policy or contract. In a 1035 exchange one policy or contract is exchanged for another policy or contract. The following are nontaxable exchanges: (1) the exchange of a life insurance policy for another life insurance policy or for an endowment, annuity or qualified long-term care insurance contract, (2) the exchange of an endowment contract for an annuity contract, or for an endowment contract under which payments will begin no later than payments would have begun under the contract exchanged, (3) the exchange of an annuity contract for another annuity contract or for a qualified long-term insurance contract, and (4) the exchange of a qualified long-term care insurance contract for a qualified long-term care insurance contract. Additionally, other tax rules may apply. However, if the insurance policy has an outstanding loan, there may be tax consequences. Depending on the issue date of your original policy or contract, there may be tax or other benefits that are given up to gain the benefits of the new policy or contract. Consider whether the features and benefits of the new policy or contract outweigh any tax or other benefits of the old contract.

For a partial exchange of an annuity contract for another annuity contract, the 1035 exchange is generally tax-free. The investment in the original contract and the earnings on the contract will be allocated proportionately between the original and new contracts. However, per IRS Revenue Procedure 2011-38, if withdrawals are taken from either contract within the 180-day period following an exchange, the IRS will apply general tax principles to determine the appropriate tax treatment of the exchange and subsequent withdrawal. As a result, there may be unexpected tax consequences. You should consult your tax advisor before taking any withdrawal from either contract during the 180-day period following a partial exchange. Different IRS limitations on withdrawals apply to partial exchanges completed prior to October 24, 2011.

Assignment: If you assign or pledge your contract as collateral for a loan, earnings on purchase payments you made after Aug. 13, 1982 will be taxed as a deemed distribution and you may have to pay a 10% IRS penalty.

QUALIFIED ANNUITIES
Adverse tax consequences may result if you do not ensure that contributions, distributions and other transactions under the contract comply with the law. Qualified annuities have minimum distribution rules that govern the timing and amount of distributions. You should refer to your retirement plan’s Summary Plan Description, your IRA disclosure statement, or consult a tax advisor for additional information about the distribution rules applicable to your situation.

When you use your contract to fund a retirement plan or IRA that is already tax-deferred under the Code, the contract will not provide any necessary or additional tax deferral. If your contract is used to fund an employer sponsored plan, your right to benefits may be subject to the terms and conditions of the plan regardless of the terms of the contract.

Annuity payouts: Under a qualified annuity, except a Roth IRA, Roth 401(k) or Roth 403(b), the entire payout generally is includable as ordinary income and is subject to tax unless: (1) the contract is an IRA to which you made non-deductible contributions; or (2) you rolled after-tax dollars from a retirement plan into your IRA; or (3) the contract is used to fund a retirement plan and you or your employer have contributed after-tax dollars.

 52  RIVERSOURCE SIGNATURE ONE VARIABLE ANNUITY — PROSPECTUS

Annuity payouts from Roth IRAs: In general, the entire payout from a Roth IRA can be free from income and penalty taxes if you have attained age 59 1/2 and meet the five year holding period.

Withdrawals: Under a qualified annuity, except a Roth IRA, Roth 401(k) or Roth 403(b), the entire withdrawal will generally be includable as ordinary income and is subject to tax unless: (1) the contract is an IRA to which you made non-deductible contributions; or (2) you rolled after-tax dollars from a retirement plan into your IRA; or (3) the contract is used to fund a retirement plan and you or your employer have contributed after-tax dollars.

Withdrawals from Roth IRAs: In general, the entire payout from a Roth IRA can be free from income and penalty taxes if you have attained age 59 1/2 and meet the five year holding period.

Required Minimum Distributions: Retirement plans (except for Roth IRAs) are subject to required withdrawals called required minimum distributions (“RMDs”) beginning at age 70 1/2. RMDs are based on the fair market value of your contract at year-end divided by the life expectancy factor. Certain death benefits and optional riders may be considered in determining the fair market value of your contract for RMD purposes. This may cause your RMD to be higher. Inherited IRAs (including inherited Roth IRAs) are subject to special required minimum distribution rules. You should consult your tax advisor prior to making a purchase for an explanation of the potential tax implications to you.

Withholding for IRAs, Roth IRAs, SEPs and SIMPLE IRAs: If you receive taxable income as a result of an annuity payout or a withdrawal, including withdrawals under any optional withdrawal benefit rider, we may deduct withholding against the payment. Any withholding represents a prepayment of your tax due for the year. You take credit for these amounts on your annual income tax return. As long as you have provided us with a valid Social Security Number or Taxpayer Identification Number, you can elect not to have any withholding occur.

If the payment is part of an annuity payout plan, we generally compute the amount of federal income tax withholding using payroll tables. You may provide us with a statement of how many exemptions to use in calculating the withholding. If the distribution is any other type of payment (such as a partial or full withdrawal) we compute federal income tax withholding using 10% of the taxable portion.

The federal income tax withholding requirements differ if we deliver payment outside the United States or you are a non-resident alien.

Some states also may impose income tax withholding requirements similar to the federal withholding described above. If this should be the case, we may deduct state income tax withholding from the payment.

Withholding for all other qualified annuities: If you receive directly all or part of the contract value from a qualified annuity, mandatory 20% federal income tax withholding (and possibly state income tax withholding) generally will be imposed at the time the payout is made from the plan. Any withholding represents a prepayment of your tax due for the year. You take credit for these amounts on your annual income tax return. This mandatory withholding will not be imposed if instead of receiving the distribution check, you elect to have the distribution rolled over directly to an IRA or another eligible plan. Payments made to a surviving spouse instead of being directly rolled over to an IRA are also subject to mandatory 20% income tax withholding.

In the below situations, the distribution is subject to an optional 10% withholding instead of the mandatory 20% withholding. We will withhold 10% of the distribution amount unless you elect otherwise.

•	the payout is one in a series of substantially equal periodic payouts, made at least annually, over your life or life expectancy (or the joint lives or life expectancies of you and your designated beneficiary) or over a specified period of 10 years or more;

•	the payout is a RMD as defined under the Code;

•	the payout is made on account of an eligible hardship; or

•	the payout is a corrective distribution.

State withholding also may be imposed on taxable distributions.

Penalties: If you receive amounts from your qualified contract before reaching age 59 1/2, you may have to pay a 10% IRS penalty on the amount includable in your ordinary income. However, this penalty generally will not apply to any amount received:

•	because of your death;

•	because you become disabled (as defined in the Code);

•	if the distribution is part of a series of substantially equal periodic payments made at least annually, over your life or life expectancy (or joint lives or life expectancies of you and your beneficiary);

RIVERSOURCE SIGNATURE ONE VARIABLE ANNUITY — PROSPECTUS 53

•	if the distribution is made following severance from employment during the calendar year in which you attain age 55 (TSAs and annuities funding 401(a) plans only);

•	to pay certain medical or education expenses (IRAs only); or

•	if the distribution is made from an inherited IRA.

Death benefits to beneficiaries: The entire death benefit generally is taxable as ordinary income to the beneficiary in the year he/she receives the payments from the qualified annuity. If you made non-deductible contributions to a traditional IRA, the portion of any distribution from the contract that represents after-tax contributions is not taxable as ordinary income to your beneficiary. You are responsible for keeping all records tracking your non-deductible contributions to an IRA. Death benefits under a Roth IRA generally are not taxable as ordinary income to the beneficiary if certain distribution requirements are met. (See also “Benefits in Case of Death — If you Die Before the Retirement Date”).

Change of retirement plan type: IRS regulations allow for rollovers of certain retirement plan distributions. In some circumstances, you may be able to have an intra-contract rollover, keeping the same features and conditions. If the annuity contract you have does not support an intra-contract rollover, you are able to request an IRS approved rollover to another annuity contract or other investment product that you choose. If you choose another annuity contract or investment product, you will be subject to new rules, including a new withdrawal charge schedule for an annuity contract, or other product rules as applicable.

Assignment: You may not assign or pledge your qualified contract as collateral for a loan.

OTHER
Purchase payment credits: These are considered earnings and are taxed accordingly when withdrawn or paid out.

Special considerations if you select any optional rider: As of the date of this prospectus, we believe that charges related to these riders are not subject to current taxation. Therefore, we will not report these charges as partial withdrawals from your contract. However, the IRS may determine that these charges should be treated as partial withdrawals subject to taxation to the extent of any gain as well as the 10% tax penalty for withdrawals before the age of 59 1/2, if applicable.

We reserve the right to report charges for these riders as partial withdrawals if we, as a withholding and reporting agent, believe that we are required to report them. In addition, we will report any benefits attributable to these riders on the death of you or the annuitant as an annuity death benefit distribution, not as proceeds from life insurance.

Important: Our discussion of federal tax laws is based upon our understanding of current interpretations of these laws. Federal tax laws or current interpretations of them may change. For this reason and because tax consequences are complex and highly individual and cannot always be anticipated, you should consult a tax advisor if you have any questions about taxation of your contract.

RiverSource Life’s tax status: We are taxed as a life insurance company under the Code. For federal income tax purposes, the subaccounts are considered a part of our company, although their operations are treated separately in accounting and financial statements. Investment income is reinvested in the fund in which each subaccount invests and becomes part of that subaccount’s value. This investment income, including realized capital gains, is not subject to any withholding for federal or state income taxes. We reserve the right to make such a charge in the future if there is a change in the tax treatment of variable annuities or in our tax status as we then understand it.

Tax qualification: We intend that the contract qualify as an annuity for federal income tax purposes. To that end, the provisions of the contract are to be interpreted to ensure or maintain such tax qualification, in spite of any other provisions of the contract. We reserve the right to amend the contract to reflect any clarifications that may be needed or are appropriate to maintain such qualification or to conform the contract to any applicable changes in the tax qualification requirements. We will send you a copy of any amendments.

Voting Rights

As a contract owner with investments in the subaccounts, you may vote on important fund policies until annuity payouts begin. Once they begin, the person receiving them has voting rights. We will vote fund shares according to the instructions of the person with voting rights.

Before annuity payouts begin, the number of votes you have is determined by applying your percentage interest in each subaccount to the total number of votes allowed to the subaccount.

After annuity payouts begin, the number of votes you have is equal to:

•	the reserve held in each subaccount for your contract; divided by

•	the net asset value of one share of the applicable fund.

 54  RIVERSOURCE SIGNATURE ONE VARIABLE ANNUITY — PROSPECTUS

As we make annuity payouts, the reserve for the contract decreases; therefore, the number of votes also will decrease.

We calculate votes separately for each subaccount. We will send notice of shareholders’ meetings, proxy materials and a statement of the number of votes to which the voter is entitled. We will vote shares for which we have not received instructions in the same proportion as the votes for which we received instructions. We also will vote the shares for which we have voting rights in the same proportion as the votes for which we received instructions.

Substitution of Investments

We may substitute the funds in which the subaccounts invest if:

•	laws or regulations change;

•	the existing funds become unavailable; or

•	in our judgment, the funds no longer are suitable (or are not the most suitable) for the subaccounts.

If any of these situations occur, and if we believe it is in the best interest of persons having voting rights under the contract, we have the right to substitute a fund currently listed in this prospectus (existing fund) for another fund (new fund). The new fund may have higher fees and/or operating expenses than the existing fund. Also, the new fund may have investment objectives and policies and/or investment advisers which differ from the existing fund.

We may also:

•	add new subaccounts;

•	combine any two or more subaccounts;

•	transfer assets to and from the subaccounts or the variable account; and

•	eliminate or close any subaccounts.

We will notify you of any substitution or change. If we notify you that a subaccount will be eliminated or closed, you will have a certain period of time to tell us where to reallocate purchase payments or contract value currently allocated to that subaccount. If we do not receive your reallocation instructions by the due date, we automatically will reallocate to the subaccount investing in the Columbia Variable Portfolio — Cash Management Fund (Class 3). You may then transfer this reallocated amount in accordance with the transfer provisions of your contract (see “Transferring Between Accounts” above).

In the event of substitution or any of these changes, we may amend the contract and take whatever action is necessary and appropriate without your consent or approval. However, we will not make any substitution or change without the necessary approval of the SEC and state insurance departments.

About the Service Providers

PRINCIPAL UNDERWRITER
RiverSource Distributors, Inc. (“RiverSource Distributors”), our affiliate, serves as the principal underwriter of the contract. Its offices are located at 70100 Ameriprise Financial Center, Minneapolis, MN 55474. RiverSource Distributors is a wholly-owned subsidiary of Ameriprise Financial, Inc.

Although we no longer offer the contract for sale, you may continue to make purchase payments if permitted under the terms of your contract. We pay commissions to an affiliated selling firm of up to 6.25% as well as service/trail commissions of up to 0.75% based on annual total contract value for as long as the contract remains in effect. We also may pay an additional sales commission of up to 1.00% of purchase payments for a period of time we select. These commissions do not change depending on which subaccounts you choose to allocate your purchase payments.

From time to time and in accordance with applicable laws and regulations, we may also pay or provide the selling firm with various cash and non-cash promotional incentives including, but not limited to bonuses, short-term sales incentive payments, marketing allowances, costs associated with sales conferences and educational seminars and sales recognition awards.

A portion of the payments made to the selling firm may be passed on to its sales representatives in accordance with its internal compensation programs. Those programs may also include other types of cash and non-cash compensation and other benefits.

Ask your sales representative for further information about what your sales representative and the selling firm for which he or she works may receive in connection with your contract.

We pay the commissions and other compensation described above from our assets. Our assets include:

•	revenues we receive from fees and expenses that you will pay when buying, owning and making a withdrawal from the contract (see “Expense Summary”);

RIVERSOURCE SIGNATURE ONE VARIABLE ANNUITY — PROSPECTUS 55

•	compensation we or an affiliate receive from the underlying funds in the form of distribution and services fees (see “The Variable Account and the Funds — The funds”);

•	compensation we or an affiliate receive from a fund’s investment adviser, subadviser, distributor or an affiliate of any of these (see “The Variable Account and the Funds — The funds”); and

•	revenues we receive from other contracts and policies we sell that are not securities and other businesses we conduct.

You do not directly pay the commissions and other compensation described above as the result of a specific charge or deduction under the contract. However, you may pay part of all of the commissions and other compensation described above indirectly through:

•	fees and expenses we collect from contract owners, including withdrawal charges; and

•	fees and expenses charged by the underlying funds in which the subaccounts you select invest, to the extent we or one of our affiliates receive revenue from the funds or an affiliated person.

ISSUER
RiverSource Life issues the contracts. We are located at 70100 Ameriprise Financial Center, Minneapolis, MN 55474 and are a wholly-owned subsidiary of Ameriprise Financial, Inc.

We conduct a conventional life insurance business. We are licensed to do business in 49 states, the District of Columbia and American Samoa. Our primary products currently include fixed and variable annuity contracts and life insurance policies.

LEGAL PROCEEDINGS
Life insurance companies have been the subject of increasing regulatory, legislative and judicial scrutiny. Numerous state and federal regulatory agencies have commenced examinations and other inquiries of insurance companies regarding sales and marketing practices (including sales to older consumers and disclosure practices), claims handling, and unclaimed property and escheatment practices and procedures. With regard to an industry-wide investigation of unclaimed property and escheatment practices and procedures, RiverSource Life is responding to regulatory audits, market conduct examinations and other inquiries (including inquiries from the State of Minnesota). RiverSource Life has cooperated with and will continue to cooperate with the applicable regulators regarding their inquiries.

RiverSource Life is involved in the normal course of business in a number of other legal and arbitration proceedings concerning matters arising in connection with the conduct of its business activities. RiverSource Life believes that it is not a party to, nor are any of its properties the subject of, any pending legal, arbitration or regulatory proceedings that would have a material adverse effect on its consolidated financial condition, results of operations or liquidity. However, it is possible that the outcome of any such proceedings could have a material adverse impact on results of operations in any particular reporting period as the proceedings are resolved.

Additional Information

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
RiverSource Life is incorporating by reference in this prospectus information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information that we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC automatically will update and supersede this information. The Annual Report on Form 10-K of RiverSource Life Insurance Company for the year ended December 31, 2012, File No. 33-28976, that we previously filed with the SEC under the Securities Exchange Act of 1934 (1934 Act) is incorporated by reference into this prospectus, as well as all of our subsequent annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC under the 1934 Act. To access this document, see “SEC Filings” under “Investors Relations” on our website at www.ameriprise.com.

RiverSource Life will furnish you without charge a copy of any or all of the documents incorporated by reference into this prospectus, including any exhibits to such documents which have been specifically incorporated by reference. We will do so upon receipt of your written or oral request. You can contact RiverSource Life at the telephone number and address listed on the first page of this prospectus.

AVAILABLE INFORMATION
This prospectus is part of a registration statement we file with the SEC. Additional information on RiverSource Life and on this offering is available in the registration statement. You can obtain copies of these materials at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. In addition to this

 56  RIVERSOURCE SIGNATURE ONE VARIABLE ANNUITY — PROSPECTUS

prospectus, the SAI and information about the contract, information incorporated by reference is available on the EDGAR Database on the SEC’s Internet site at (http://www.sec.gov).

INDEMNIFICATION
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (Securities Act) may be permitted to directors and officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

RIVERSOURCE SIGNATURE ONE VARIABLE ANNUITY — PROSPECTUS 57

Appendix A: 8% Performance Credit Rider Adjusted Partial Withdrawal

STEP ONE
For each withdrawal made within the current calculation period we calculate the remaining purchase payment amount (RPA):

RPA =	Total purchase payments and any purchase payment credits made prior to the partial withdrawal in question minus the RPA adjusted partial withdrawals for all previous partial withdrawals.

NOTE: In our calculations for the first partial withdrawal, the RPA will simply be the total purchase payments and any purchase payment credits as there are no previous withdrawals to subtract.

RPA adjusted partial withdrawals	=	PW × RPA CV

 PW = the partial withdrawal including any applicable withdrawal charge or MVA.

 CV = the contract value on the date of (but prior to) the partial withdrawal.

RPA  = the remaining premium amount on the date of (but prior to) the partial withdrawal.

STEP TWO
For each withdrawal made within the current calculation period we calculate the eligible purchase payment amount (EPA):

EPA =	Total purchase payments and any purchase payment credits made prior to the partial withdrawal in question AND prior to the five year exclusion period minus EPA adjusted partial withdrawals for all previous partial withdrawals.

NOTE: In our calculations for the first partial withdrawal, the EPA will simply be the total purchase payments and any purchase payment credits made before the five year exclusion period as there are no previous withdrawals to subtract. Also note that EPA/RPA will always be less than or equal to one.

EPA adjusted partial withdrawals	=	PW × EPA CV	×	EPA RPA

 PW = the partial withdrawal including any applicable withdrawal charge or MVA.

 CV = the contract value on the date of (but prior to) the partial withdrawal.

 EPA = the eligible premium amount on the date of (but prior to) the partial withdrawal.

 RPA = the remaining premium amount on the date of (but prior to) the partial withdrawal.

STEP THREE
The total PCRPW (Performance Credit Rider adjusted partial withdrawal) amount is the sum of each EPA adjusted partial withdrawal.

Example: Calculation at the end of the ten-year period assuming the contract is eligible for the PCR credit (i.e., your contract value is less than target value). This example does not include any applicable purchase payment credits.

•	You purchase the contract with a purchase payment of $100,000.

•	On the sixth contract anniversary you make an additional purchase payment in the amount of $100,000.

•	Contract values before any partial withdrawals are shown below.

•	On the third contract anniversary you make a partial withdrawal in the amount of $10,000.

•	On the eighth contract anniversary you make another partial withdrawal in the amount of $10,000.

 58  RIVERSOURCE SIGNATURE ONE VARIABLE ANNUITY — PROSPECTUS

NOTE: The shaded portion of the table indicates the five year exclusion period.

Contract Duration in Years	Total purchase payments	Contract value

At Issue	$100,000	$100,000
1	100,000	110,000
2	100,000	115,000
3	100,000	120,000
4	100,000	115,000
5	100,000	120,000

6	200,000	225,000
7	200,000	230,000
8	200,000	235,000
9	200,000	230,000
10	200,000	235,000

Step one: For each withdrawal made within the current calculation period we calculate the RPA:

For the first partial withdrawal on the third contract anniversary:
RPA before the partial withdrawal =	RPA adjusted partial withdrawal =
total purchase payments made prior to the partial withdrawal minus the RPA adjusted partial withdrawals for all previous partial withdrawals = $100,000 – 0 = $100,000	$10,000 × $100,000 $120,000	=	$8,333

For the second partial withdrawal on the eighth contract anniversary:
RPA before the partial withdrawal =	RPA adjusted partial withdrawal =
total purchase payments made prior to the partial withdrawal minus the RPA adjusted partial withdrawals for all previous partial withdrawals = $200,000 – $8,333 = $191,667	$10,000 × $191,667 $235,000	=	$8,156

Step two: For each withdrawal made within the current calculation period, we calculate the EPA:

For the first partial withdrawal on the third contract anniversary:
EPA before the partial withdrawal =	EPA adjusted partial withdrawal =
total purchase payments made prior to the partial withdrawal AND the five-year exclusion period minus the EPA adjusted partial withdrawals for all previous partial withdrawals = $100,000 – 0 = $100,000	$10,000 × $100,000 $120,000	×	$100,000 $100,000	=	$8,333

For the second partial withdrawal on the eighth contract anniversary:
EPA before the partial withdrawal =	EPA adjusted partial withdrawal =
total purchase payments made prior to the partial withdrawal AND the five-year exclusion period minus the EPA adjusted partial withdrawals for all previous partial withdrawals = $100,000 – $8,333 = $91,667	$10,000 × $91,667 $235,000	×	$91,667 $191,667	=	$1,866

Step three: The total PCRPW amount is the sum of each EPA adjusted partial withdrawal.

     PCRPW amount = $8,333 + $1,866 = $10,199

RIVERSOURCE SIGNATURE ONE VARIABLE ANNUITY — PROSPECTUS 59

Appendix B: Condensed Financial Information (Unaudited)

The following tables give per-unit information about the financial history of each subaccount. The date in which operations commenced in each subaccount is noted in parentheses. We have not provided this information for subaccounts that were not available under your contract as of Dec. 31, 2012.

Variable account charges of 1.50% of the daily net assets of the variable account.
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

AllianceBernstein VPS Global Thematic Growth Portfolio (Class B) (05/01/2000)
Accumulation unit value at beginning of period	$0.35	$0.47	$0.40	$0.27	$0.52	$0.44	$0.41	$0.40	$0.39	$0.27
Accumulation unit value at end of period	$0.40	$0.35	$0.47	$0.40	$0.27	$0.52	$0.44	$0.41	$0.40	$0.39
Number of accumulation units outstanding at end of period (000 omitted)	184	191	289	296	388	585	779	1,021	1,148	1,304

AllianceBernstein VPS Intermediate Bond Portfolio (Class B) (05/01/2000)
Accumulation unit value at beginning of period	$1.50	$1.43	$1.34	$1.15	$1.25	$1.21	$1.19	$1.18	$1.16	$1.14
Accumulation unit value at end of period	$1.57	$1.50	$1.43	$1.34	$1.15	$1.25	$1.21	$1.19	$1.18	$1.16
Number of accumulation units outstanding at end of period (000 omitted)	173	196	189	222	708	752	838	910	918	919

AllianceBernstein VPS Large Cap Growth Portfolio (Class B) (05/01/2000)
Accumulation unit value at beginning of period	$0.59	$0.62	$0.57	$0.42	$0.71	$0.64	$0.65	$0.57	$0.54	$0.44
Accumulation unit value at end of period	$0.67	$0.59	$0.62	$0.57	$0.42	$0.71	$0.64	$0.65	$0.57	$0.54
Number of accumulation units outstanding at end of period (000 omitted)	176	177	301	308	322	474	591	764	846	957

Columbia Variable Portfolio – Balanced Fund (Class 3) (05/01/2000)
Accumulation unit value at beginning of period	$0.99	$0.98	$0.89	$0.72	$1.05	$1.05	$0.93	$0.91	$0.84	$0.71
Accumulation unit value at end of period	$1.12	$0.99	$0.98	$0.89	$0.72	$1.05	$1.05	$0.93	$0.91	$0.84
Number of accumulation units outstanding at end of period (000 omitted)	50	63	83	635	709	764	787	1,045	1,151	439

Columbia Variable Portfolio – Cash Management Fund (Class 3) (05/01/2000)
Accumulation unit value at beginning of period	$1.06	$1.08	$1.10	$1.11	$1.10	$1.07	$1.04	$1.03	$1.03	$1.04
Accumulation unit value at end of period	$1.05	$1.06	$1.08	$1.10	$1.11	$1.10	$1.07	$1.04	$1.03	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	1,955	2,784	2,902	4,792	4,620	2,288	1,592	2,283	1,884	2,410

Columbia Variable Portfolio – Diversified Bond Fund (Class 3) (05/01/2000)
Accumulation unit value at beginning of period	$1.51	$1.43	$1.34	$1.19	$1.29	$1.25	$1.21	$1.21	$1.17	$1.14
Accumulation unit value at end of period	$1.60	$1.51	$1.43	$1.34	$1.19	$1.29	$1.25	$1.21	$1.21	$1.17
Number of accumulation units outstanding at end of period (000 omitted)	1,652	1,907	2,260	11,383	11,223	11,858	7,847	4,589	4,594	337

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3) (03/03/2000)
Accumulation unit value at beginning of period	$1.56	$1.67	$1.45	$1.15	$1.97	$1.85	$1.57	$1.40	$1.20	$0.87
Accumulation unit value at end of period	$1.75	$1.56	$1.67	$1.45	$1.15	$1.97	$1.85	$1.57	$1.40	$1.20
Number of accumulation units outstanding at end of period (000 omitted)	1,813	2,190	2,635	8,261	7,758	5,845	5,092	2,962	1,191	666

Columbia Variable Portfolio – High Yield Bond Fund (Class 3) (03/03/2000)
Accumulation unit value at beginning of period	$1.64	$1.58	$1.40	$0.93	$1.26	$1.25	$1.15	$1.12	$1.02	$0.83
Accumulation unit value at end of period	$1.87	$1.64	$1.58	$1.40	$0.93	$1.26	$1.25	$1.15	$1.12	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	419	491	558	1,023	1,243	1,496	1,611	1,087	834	579

Columbia Variable Portfolio – Large Cap Growth Fund (Class 3) (05/01/2000)
Accumulation unit value at beginning of period	$0.45	$0.47	$0.41	$0.30	$0.55	$0.55	$0.50	$0.47	$0.44	$0.36
Accumulation unit value at end of period	$0.53	$0.45	$0.47	$0.41	$0.30	$0.55	$0.55	$0.50	$0.47	$0.44
Number of accumulation units outstanding at end of period (000 omitted)	112	161	186	825	2,901	2,181	97	109	80	141

Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3) (03/03/2000)
Accumulation unit value at beginning of period	$0.69	$0.66	$0.57	$0.47	$0.82	$0.81	$0.71	$0.68	$0.65	$0.51
Accumulation unit value at end of period	$0.77	$0.69	$0.66	$0.57	$0.47	$0.82	$0.81	$0.71	$0.68	$0.65
Number of accumulation units outstanding at end of period (000 omitted)	4,179	5,573	6,904	7,534	8,098	8,999	9,362	9,338	7,431	384

Columbia Variable Portfolio – Select Smaller-Cap Value Fund (Class 3) (03/03/2000)
Accumulation unit value at beginning of period	$1.15	$1.28	$1.02	$0.74	$1.23	$1.30	$1.18	$1.15	$0.98	$0.67
Accumulation unit value at end of period	$1.34	$1.15	$1.28	$1.02	$0.74	$1.23	$1.30	$1.18	$1.15	$0.98
Number of accumulation units outstanding at end of period (000 omitted)	75	93	147	368	451	601	679	723	878	759

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 3) (03/03/2000)
Accumulation unit value at beginning of period	$1.22	$1.22	$1.21	$1.16	$1.21	$1.17	$1.14	$1.14	$1.15	$1.15
Accumulation unit value at end of period	$1.22	$1.22	$1.22	$1.21	$1.16	$1.21	$1.17	$1.14	$1.14	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	940	1,093	1,343	3,154	2,604	3,169	3,280	3,298	3,266	2,667

Fidelity® VIP Growth & Income Portfolio Service Class (05/01/2000)
Accumulation unit value at beginning of period	$0.98	$0.98	$0.86	$0.69	$1.20	$1.09	$0.98	$0.92	$0.89	$0.73
Accumulation unit value at end of period	$1.14	$0.98	$0.98	$0.86	$0.69	$1.20	$1.09	$0.98	$0.92	$0.89
Number of accumulation units outstanding at end of period (000 omitted)	76	123	199	711	728	920	1,003	1,225	1,269	914

 60  RIVERSOURCE SIGNATURE ONE VARIABLE ANNUITY — PROSPECTUS

Variable account charges of 1.50% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

Fidelity® VIP Mid Cap Portfolio Service Class (05/01/2000)
Accumulation unit value at beginning of period	$2.18	$2.48	$1.95	$1.42	$2.38	$2.09	$1.88	$1.62	$1.32	$0.96
Accumulation unit value at end of period	$2.46	$2.18	$2.48	$1.95	$1.42	$2.38	$2.09	$1.88	$1.62	$1.32
Number of accumulation units outstanding at end of period (000 omitted)	215	257	288	378	418	551	655	1,057	1,142	1,305

Fidelity® VIP Overseas Portfolio Service Class (05/01/2000)
Accumulation unit value at beginning of period	$0.80	$0.98	$0.88	$0.71	$1.28	$1.11	$0.96	$0.81	$0.73	$0.52
Accumulation unit value at end of period	$0.95	$0.80	$0.98	$0.88	$0.71	$1.28	$1.11	$0.96	$0.81	$0.73
Number of accumulation units outstanding at end of period (000 omitted)	56	58	76	126	143	204	215	173	188	186

FTVIPT Franklin Global Real Estate Securities Fund – Class 2 (03/03/2000)
Accumulation unit value at beginning of period	$1.67	$1.80	$1.51	$1.29	$2.27	$2.91	$2.45	$2.19	$1.69	$1.26
Accumulation unit value at end of period	$2.10	$1.67	$1.80	$1.51	$1.29	$2.27	$2.91	$2.45	$2.19	$1.69
Number of accumulation units outstanding at end of period (000 omitted)	137	168	188	320	437	618	601	752	890	771

FTVIPT Mutual Shares Securities Fund – Class 2 (03/03/2000)
Accumulation unit value at beginning of period	$1.48	$1.52	$1.39	$1.12	$1.81	$1.77	$1.52	$1.39	$1.26	$1.02
Accumulation unit value at end of period	$1.67	$1.48	$1.52	$1.39	$1.12	$1.81	$1.77	$1.52	$1.39	$1.26
Number of accumulation units outstanding at end of period (000 omitted)	1,767	2,261	2,741	3,891	5,550	8,671	9,715	9,517	9,666	1,946

FTVIPT Templeton Foreign Securities Fund – Class 2 (03/01/2002)
Accumulation unit value at beginning of period	$1.40	$1.59	$1.49	$1.10	$1.88	$1.65	$1.38	$1.27	$1.09	$0.84
Accumulation unit value at end of period	$1.63	$1.40	$1.59	$1.49	$1.10	$1.88	$1.65	$1.38	$1.27	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	187	227	259	361	471	644	681	641	671	256

Goldman Sachs VIT Strategic Growth Fund – Institutional Shares (05/01/2000)
Accumulation unit value at beginning of period	$0.77	$0.81	$0.74	$0.51	$0.88	$0.81	$0.76	$0.75	$0.70	$0.57
Accumulation unit value at end of period	$0.91	$0.77	$0.81	$0.74	$0.51	$0.88	$0.81	$0.76	$0.75	$0.70
Number of accumulation units outstanding at end of period (000 omitted)	42	44	48	87	63	64	60	86	112	106

Goldman Sachs VIT Strategic International Equity Fund – Institutional Shares (05/01/2000)
Accumulation unit value at beginning of period	$0.71	$0.85	$0.78	$0.62	$1.16	$1.09	$0.91	$0.81	$0.72	$0.54
Accumulation unit value at end of period	$0.85	$0.71	$0.85	$0.78	$0.62	$1.16	$1.09	$0.91	$0.81	$0.72
Number of accumulation units outstanding at end of period (000 omitted)	5	5	8	12	22	93	91	60	73	49

Goldman Sachs VIT Structured U.S. Equity Fund – Institutional Shares (03/03/2000)
Accumulation unit value at beginning of period	$0.84	$0.82	$0.74	$0.62	$1.00	$1.03	$0.93	$0.88	$0.78	$0.61
Accumulation unit value at end of period	$0.95	$0.84	$0.82	$0.74	$0.62	$1.00	$1.03	$0.93	$0.88	$0.78
Number of accumulation units outstanding at end of period (000 omitted)	572	632	756	882	1,011	1,408	1,710	1,799	1,866	1,380

Invesco V.I. American Franchise Fund, Series I Shares (04/27/2012)
Accumulation unit value at beginning of period	$1.00	—	—	—	—	—	—	—	—	—
Accumulation unit value at end of period	$0.97	—	—	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	672	—	—	—	—	—	—	—	—	—

Invesco V.I. Core Equity Fund, Series I Shares (04/28/2006)
Accumulation unit value at beginning of period	$1.06	$1.08	$1.00	$0.79	$1.15	$1.08	$1.00	—	—	—
Accumulation unit value at end of period	$1.19	$1.06	$1.08	$1.00	$0.79	$1.15	$1.08	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	812	1,276	1,417	1,589	1,937	2,548	3,049	—	—	—

Invesco V.I. Mid Cap Growth Fund, Series I Shares (04/27/2012)
Accumulation unit value at beginning of period	$1.00	—	—	—	—	—	—	—	—	—
Accumulation unit value at end of period	$0.97	—	—	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	26	—	—	—	—	—	—	—	—	—

Janus Aspen Series Enterprise Portfolio: Service Shares (05/01/2000)
Accumulation unit value at beginning of period	$0.65	$0.67	$0.54	$0.38	$0.69	$0.57	$0.51	$0.46	$0.39	$0.30
Accumulation unit value at end of period	$0.75	$0.65	$0.67	$0.54	$0.38	$0.69	$0.57	$0.51	$0.46	$0.39
Number of accumulation units outstanding at end of period (000 omitted)	64	64	142	143	151	187	202	304	370	411

Janus Aspen Series Global Technology Portfolio: Service Shares (05/01/2000)
Accumulation unit value at beginning of period	$0.46	$0.51	$0.42	$0.27	$0.49	$0.41	$0.38	$0.35	$0.35	$0.24
Accumulation unit value at end of period	$0.54	$0.46	$0.51	$0.42	$0.27	$0.49	$0.41	$0.38	$0.35	$0.35
Number of accumulation units outstanding at end of period (000 omitted)	17	18	46	49	57	77	91	125	163	254

Janus Aspen Series Janus Portfolio: Service Shares (05/01/2000)
Accumulation unit value at beginning of period	$0.61	$0.66	$0.58	$0.44	$0.74	$0.65	$0.59	$0.58	$0.56	$0.44
Accumulation unit value at end of period	$0.71	$0.61	$0.66	$0.58	$0.44	$0.74	$0.65	$0.59	$0.58	$0.56
Number of accumulation units outstanding at end of period (000 omitted)	429	614	735	9,654	8,263	5,758	822	1,146	1,326	1,650

Janus Aspen Series Overseas Portfolio: Service Shares (05/01/2000)
Accumulation unit value at beginning of period	$1.10	$1.65	$1.34	$0.76	$1.61	$1.28	$0.88	$0.68	$0.58	$0.44
Accumulation unit value at end of period	$1.22	$1.10	$1.65	$1.34	$0.76	$1.61	$1.28	$0.88	$0.68	$0.58
Number of accumulation units outstanding at end of period (000 omitted)	111	144	182	193	293	440	388	392	446	799

RIVERSOURCE SIGNATURE ONE VARIABLE ANNUITY — PROSPECTUS 61

Variable account charges of 1.50% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

JPMorgan Insurance Trust U.S. Equity Portfolio – Class 1 Shares (04/24/2009)
Accumulation unit value at beginning of period	$1.43	$1.48	$1.32	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.66	$1.43	$1.48	$1.32	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	85	95	98	168	—	—	—	—	—	—

Lazard Retirement International Equity Portfolio – Service Shares (05/01/2000)
Accumulation unit value at beginning of period	$0.91	$1.00	$0.95	$0.80	$1.28	$1.17	$0.97	$0.89	$0.79	$0.62
Accumulation unit value at end of period	$1.09	$0.91	$1.00	$0.95	$0.80	$1.28	$1.17	$0.97	$0.89	$0.79
Number of accumulation units outstanding at end of period (000 omitted)	27	30	30	75	73	72	74	31	34	—

Lazard Retirement U.S. Strategic Equity Portfolio – Service Shares (05/01/2000)
Accumulation unit value at beginning of period	$1.04	$1.03	$0.93	$0.74	$1.16	$1.19	$1.03	$1.01	$0.92	$0.75
Accumulation unit value at end of period	$1.16	$1.04	$1.03	$0.93	$0.74	$1.16	$1.19	$1.03	$1.01	$0.92
Number of accumulation units outstanding at end of period (000 omitted)	24	49	52	51	56	55	57	57	55	38

LVIP Baron Growth Opportunities Fund – Service Class (05/01/2000)
Accumulation unit value at beginning of period	$1.74	$1.70	$1.36	$1.00	$1.67	$1.64	$1.44	$1.41	$1.14	$0.89
Accumulation unit value at end of period	$2.03	$1.74	$1.70	$1.36	$1.00	$1.67	$1.64	$1.44	$1.41	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	17	26	35	306	344	389	406	431	497	556

MFS® New Discovery Series – Initial Class (05/01/2000)
Accumulation unit value at beginning of period	$1.11	$1.25	$0.93	$0.58	$0.97	$0.96	$0.86	$0.83	$0.79	$0.60
Accumulation unit value at end of period	$1.32	$1.11	$1.25	$0.93	$0.58	$0.97	$0.96	$0.86	$0.83	$0.79
Number of accumulation units outstanding at end of period (000 omitted)	19	34	58	71	74	97	125	155	314	440

MFS® Research Series – Initial Class (05/01/2000)
Accumulation unit value at beginning of period	$0.85	$0.87	$0.76	$0.59	$0.94	$0.84	$0.77	$0.73	$0.64	$0.52
Accumulation unit value at end of period	$0.98	$0.85	$0.87	$0.76	$0.59	$0.94	$0.84	$0.77	$0.73	$0.64
Number of accumulation units outstanding at end of period (000 omitted)	56	57	95	99	105	143	160	253	401	360

MFS® Utilities Series – Initial Class (03/03/2000)
Accumulation unit value at beginning of period	$1.47	$1.40	$1.25	$0.95	$1.55	$1.23	$0.95	$0.83	$0.64	$0.48
Accumulation unit value at end of period	$1.65	$1.47	$1.40	$1.25	$0.95	$1.55	$1.23	$0.95	$0.83	$0.64
Number of accumulation units outstanding at end of period (000 omitted)	356	462	601	896	1,163	1,429	1,801	2,285	2,496	2,767

Royce Capital Fund – Micro-Cap Portfolio, Investment Class (05/01/2000)
Accumulation unit value at beginning of period	$2.64	$3.05	$2.39	$1.53	$2.74	$2.68	$2.24	$2.04	$1.82	$1.24
Accumulation unit value at end of period	$2.80	$2.64	$3.05	$2.39	$1.53	$2.74	$2.68	$2.24	$2.04	$1.82
Number of accumulation units outstanding at end of period (000 omitted)	30	64	90	167	283	290	295	390	429	432

Royce Capital Fund – Small-Cap Portfolio, Investment Class (05/01/2000)
Accumulation unit value at beginning of period	$2.54	$2.66	$2.24	$1.68	$2.35	$2.43	$2.14	$2.00	$1.62	$1.17
Accumulation unit value at end of period	$2.81	$2.54	$2.66	$2.24	$1.68	$2.35	$2.43	$2.14	$2.00	$1.62
Number of accumulation units outstanding at end of period (000 omitted)	45	75	99	130	120	134	150	217	233	228

Third Avenue Value Portfolio (05/01/2000)
Accumulation unit value at beginning of period	$1.76	$2.27	$2.02	$1.41	$2.54	$2.71	$2.37	$2.10	$1.78	$1.27
Accumulation unit value at end of period	$2.20	$1.76	$2.27	$2.02	$1.41	$2.54	$2.71	$2.37	$2.10	$1.78
Number of accumulation units outstanding at end of period (000 omitted)	34	48	58	114	127	187	205	377	425	433

Wanger International (05/01/2000)
Accumulation unit value at beginning of period	$1.33	$1.58	$1.29	$0.87	$1.63	$1.42	$1.05	$0.88	$0.68	$0.47
Accumulation unit value at end of period	$1.59	$1.33	$1.58	$1.29	$0.87	$1.63	$1.42	$1.05	$0.88	$0.68
Number of accumulation units outstanding at end of period (000 omitted)	778	1,032	1,138	2,663	3,854	2,616	2,570	2,094	1,370	371

Wanger USA (05/01/2000)
Accumulation unit value at beginning of period	$1.79	$1.88	$1.55	$1.10	$1.86	$1.79	$1.68	$1.54	$1.32	$0.93
Accumulation unit value at end of period	$2.11	$1.79	$1.88	$1.55	$1.10	$1.86	$1.79	$1.68	$1.54	$1.32
Number of accumulation units outstanding at end of period (000 omitted)	574	757	924	2,016	2,159	1,972	1,471	1,241	640	107

Wells Fargo Advantage VT Intrinsic Value Fund – Class 2 (03/03/2000)
Accumulation unit value at beginning of period	$1.09	$1.13	$1.00	$0.87	$1.39	$1.38	$1.18	$1.14	$1.04	$0.83
Accumulation unit value at end of period	$1.28	$1.09	$1.13	$1.00	$0.87	$1.39	$1.38	$1.18	$1.14	$1.04
Number of accumulation units outstanding at end of period (000 omitted)	784	891	1,097	1,512	1,227	1,702	2,527	3,235	3,406	3,317

 62  RIVERSOURCE SIGNATURE ONE VARIABLE ANNUITY — PROSPECTUS

Variable account charges of 1.60% of the daily net assets of the variable account.
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

AllianceBernstein VPS Global Thematic Growth Portfolio (Class B) (02/11/2000)
Accumulation unit value at beginning of period	$0.38	$0.50	$0.43	$0.28	$0.55	$0.47	$0.44	$0.43	$0.41	$0.29
Accumulation unit value at end of period	$0.42	$0.38	$0.50	$0.43	$0.28	$0.55	$0.47	$0.44	$0.43	$0.41
Number of accumulation units outstanding at end of period (000 omitted)	705	994	1,156	1,328	1,522	1,834	2,665	2,981	3,267	3,866

AllianceBernstein VPS Intermediate Bond Portfolio (Class B) (02/11/2000)
Accumulation unit value at beginning of period	$1.61	$1.54	$1.43	$1.23	$1.34	$1.30	$1.28	$1.27	$1.25	$1.23
Accumulation unit value at end of period	$1.67	$1.61	$1.54	$1.43	$1.23	$1.34	$1.30	$1.28	$1.27	$1.25
Number of accumulation units outstanding at end of period (000 omitted)	358	381	762	992	1,228	846	862	889	920	966

AllianceBernstein VPS Large Cap Growth Portfolio (Class B) (02/11/2000)
Accumulation unit value at beginning of period	$0.63	$0.66	$0.61	$0.45	$0.76	$0.68	$0.70	$0.62	$0.58	$0.48
Accumulation unit value at end of period	$0.72	$0.63	$0.66	$0.61	$0.45	$0.76	$0.68	$0.70	$0.62	$0.58
Number of accumulation units outstanding at end of period (000 omitted)	835	1,033	1,121	1,364	1,741	2,262	3,220	3,655	3,938	4,901

Columbia Variable Portfolio – Balanced Fund (Class 3) (02/11/2000)
Accumulation unit value at beginning of period	$1.02	$1.02	$0.92	$0.75	$1.09	$1.09	$0.97	$0.94	$0.88	$0.74
Accumulation unit value at end of period	$1.15	$1.02	$1.02	$0.92	$0.75	$1.09	$1.09	$0.97	$0.94	$0.88
Number of accumulation units outstanding at end of period (000 omitted)	779	789	915	1,004	1,330	1,631	1,534	1,393	1,424	1,263

Columbia Variable Portfolio – Cash Management Fund (Class 3) (02/11/2000)
Accumulation unit value at beginning of period	$1.05	$1.07	$1.09	$1.10	$1.10	$1.06	$1.03	$1.02	$1.03	$1.04
Accumulation unit value at end of period	$1.04	$1.05	$1.07	$1.09	$1.10	$1.10	$1.06	$1.03	$1.02	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	1,130	1,085	1,373	2,289	3,556	3,511	4,258	5,054	5,813	9,032

Columbia Variable Portfolio – Diversified Bond Fund (Class 3) (02/11/2000)
Accumulation unit value at beginning of period	$1.49	$1.42	$1.33	$1.18	$1.28	$1.24	$1.21	$1.20	$1.17	$1.14
Accumulation unit value at end of period	$1.58	$1.49	$1.42	$1.33	$1.18	$1.28	$1.24	$1.21	$1.20	$1.17
Number of accumulation units outstanding at end of period (000 omitted)	679	670	833	3,776	3,697	3,973	1,279	1,145	1,267	849

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3) (02/11/2000)
Accumulation unit value at beginning of period	$1.54	$1.64	$1.43	$1.14	$1.94	$1.83	$1.55	$1.39	$1.19	$0.86
Accumulation unit value at end of period	$1.72	$1.54	$1.64	$1.43	$1.14	$1.94	$1.83	$1.55	$1.39	$1.19
Number of accumulation units outstanding at end of period (000 omitted)	1,507	1,619	1,778	3,850	4,036	3,632	3,425	2,161	854	518

Columbia Variable Portfolio – High Yield Bond Fund (Class 3) (02/11/2000)
Accumulation unit value at beginning of period	$1.64	$1.58	$1.41	$0.93	$1.26	$1.26	$1.15	$1.13	$1.03	$0.83
Accumulation unit value at end of period	$1.87	$1.64	$1.58	$1.41	$0.93	$1.26	$1.26	$1.15	$1.13	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	1,066	1,230	1,699	2,044	1,953	2,461	3,559	2,355	3,591	3,747

Columbia Variable Portfolio – Large Cap Growth Fund (Class 3) (02/11/2000)
Accumulation unit value at beginning of period	$0.47	$0.49	$0.43	$0.32	$0.58	$0.57	$0.52	$0.49	$0.46	$0.38
Accumulation unit value at end of period	$0.55	$0.47	$0.49	$0.43	$0.32	$0.58	$0.57	$0.52	$0.49	$0.46
Number of accumulation units outstanding at end of period (000 omitted)	221	178	194	200	505	492	384	703	733	539

Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3) (02/11/2000)
Accumulation unit value at beginning of period	$0.69	$0.67	$0.58	$0.47	$0.83	$0.82	$0.73	$0.69	$0.67	$0.52
Accumulation unit value at end of period	$0.78	$0.69	$0.67	$0.58	$0.47	$0.83	$0.82	$0.73	$0.69	$0.67
Number of accumulation units outstanding at end of period (000 omitted)	2,174	2,569	3,124	3,726	3,771	4,175	4,631	3,835	3,213	184

Columbia Variable Portfolio – Select Smaller-Cap Value Fund (Class 3) (02/11/2000)
Accumulation unit value at beginning of period	$1.28	$1.42	$1.14	$0.83	$1.37	$1.45	$1.32	$1.28	$1.09	$0.75
Accumulation unit value at end of period	$1.48	$1.28	$1.42	$1.14	$0.83	$1.37	$1.45	$1.32	$1.28	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	190	202	209	231	254	355	416	516	616	743

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 3) (02/11/2000)
Accumulation unit value at beginning of period	$1.22	$1.23	$1.21	$1.16	$1.21	$1.17	$1.15	$1.15	$1.16	$1.16
Accumulation unit value at end of period	$1.22	$1.22	$1.23	$1.21	$1.16	$1.21	$1.17	$1.15	$1.15	$1.16
Number of accumulation units outstanding at end of period (000 omitted)	526	627	537	1,126	824	634	688	614	765	812

Fidelity® VIP Growth & Income Portfolio Service Class (02/11/2000)
Accumulation unit value at beginning of period	$0.99	$0.99	$0.88	$0.70	$1.22	$1.11	$1.00	$0.94	$0.91	$0.74
Accumulation unit value at end of period	$1.15	$0.99	$0.99	$0.88	$0.70	$1.22	$1.11	$1.00	$0.94	$0.91
Number of accumulation units outstanding at end of period (000 omitted)	1,191	1,378	1,500	1,719	2,275	3,050	3,548	3,902	4,085	3,720

Fidelity® VIP Mid Cap Portfolio Service Class (02/11/2000)
Accumulation unit value at beginning of period	$2.16	$2.46	$1.94	$1.41	$2.36	$2.08	$1.88	$1.61	$1.31	$0.96
Accumulation unit value at end of period	$2.44	$2.16	$2.46	$1.94	$1.41	$2.36	$2.08	$1.88	$1.61	$1.31
Number of accumulation units outstanding at end of period (000 omitted)	625	886	1,212	1,482	1,817	2,472	3,539	3,997	4,551	5,037

Fidelity® VIP Overseas Portfolio Service Class (02/11/2000)
Accumulation unit value at beginning of period	$0.74	$0.91	$0.82	$0.66	$1.19	$1.04	$0.89	$0.76	$0.68	$0.48
Accumulation unit value at end of period	$0.88	$0.74	$0.91	$0.82	$0.66	$1.19	$1.04	$0.89	$0.76	$0.68
Number of accumulation units outstanding at end of period (000 omitted)	408	428	470	544	1,476	1,677	1,079	1,172	1,219	1,060

RIVERSOURCE SIGNATURE ONE VARIABLE ANNUITY — PROSPECTUS 63

Variable account charges of 1.60% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

FTVIPT Franklin Global Real Estate Securities Fund – Class 2 (02/11/2000)
Accumulation unit value at beginning of period	$1.85	$1.99	$1.67	$1.43	$2.52	$3.23	$2.72	$2.44	$1.88	$1.41
Accumulation unit value at end of period	$2.32	$1.85	$1.99	$1.67	$1.43	$2.52	$3.23	$2.72	$2.44	$1.88
Number of accumulation units outstanding at end of period (000 omitted)	294	353	344	398	432	671	910	960	841	925

FTVIPT Mutual Shares Securities Fund – Class 2 (02/11/2000)
Accumulation unit value at beginning of period	$1.57	$1.61	$1.47	$1.19	$1.92	$1.88	$1.62	$1.48	$1.34	$1.09
Accumulation unit value at end of period	$1.76	$1.57	$1.61	$1.47	$1.19	$1.92	$1.88	$1.62	$1.48	$1.34
Number of accumulation units outstanding at end of period (000 omitted)	954	1,086	1,205	1,461	1,611	2,023	2,313	2,432	2,461	1,354

FTVIPT Templeton Foreign Securities Fund – Class 2 (03/01/2002)
Accumulation unit value at beginning of period	$1.39	$1.58	$1.48	$1.10	$1.87	$1.64	$1.38	$1.27	$1.09	$0.84
Accumulation unit value at end of period	$1.61	$1.39	$1.58	$1.48	$1.10	$1.87	$1.64	$1.38	$1.27	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	337	348	443	472	440	778	909	892	833	387

Goldman Sachs VIT Strategic Growth Fund – Institutional Shares (02/11/2000)
Accumulation unit value at beginning of period	$0.79	$0.83	$0.76	$0.52	$0.91	$0.84	$0.79	$0.78	$0.72	$0.59
Accumulation unit value at end of period	$0.93	$0.79	$0.83	$0.76	$0.52	$0.91	$0.84	$0.79	$0.78	$0.72
Number of accumulation units outstanding at end of period (000 omitted)	200	275	314	485	402	603	790	986	1,121	1,066

Goldman Sachs VIT Strategic International Equity Fund – Institutional Shares (02/11/2000)
Accumulation unit value at beginning of period	$0.68	$0.81	$0.75	$0.59	$1.11	$1.04	$0.87	$0.78	$0.69	$0.52
Accumulation unit value at end of period	$0.81	$0.68	$0.81	$0.75	$0.59	$1.11	$1.04	$0.87	$0.78	$0.69
Number of accumulation units outstanding at end of period (000 omitted)	122	158	202	248	287	351	483	630	618	735

Goldman Sachs VIT Structured U.S. Equity Fund – Institutional Shares (02/11/2000)
Accumulation unit value at beginning of period	$0.85	$0.83	$0.75	$0.63	$1.01	$1.05	$0.94	$0.90	$0.79	$0.62
Accumulation unit value at end of period	$0.96	$0.85	$0.83	$0.75	$0.63	$1.01	$1.05	$0.94	$0.90	$0.79
Number of accumulation units outstanding at end of period (000 omitted)	363	426	501	530	1,149	1,251	888	880	911	741

Invesco V.I. American Franchise Fund, Series I Shares (04/27/2012)
Accumulation unit value at beginning of period	$1.00	—	—	—	—	—	—	—	—	—
Accumulation unit value at end of period	$0.96	—	—	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	350	—	—	—	—	—	—	—	—	—

Invesco V.I. Core Equity Fund, Series I Shares (04/28/2006)
Accumulation unit value at beginning of period	$1.06	$1.08	$1.00	$0.79	$1.15	$1.08	$1.00	—	—	—
Accumulation unit value at end of period	$1.19	$1.06	$1.08	$1.00	$0.79	$1.15	$1.08	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	611	812	1,217	1,457	1,848	2,491	2,734	—	—	—

Invesco V.I. Mid Cap Growth Fund, Series I Shares (04/27/2012)
Accumulation unit value at beginning of period	$1.00	—	—	—	—	—	—	—	—	—
Accumulation unit value at end of period	$0.97	—	—	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	260	—	—	—	—	—	—	—	—	—

Janus Aspen Series Enterprise Portfolio: Service Shares (02/11/2000)
Accumulation unit value at beginning of period	$0.53	$0.55	$0.45	$0.31	$0.57	$0.48	$0.43	$0.39	$0.33	$0.25
Accumulation unit value at end of period	$0.62	$0.53	$0.55	$0.45	$0.31	$0.57	$0.48	$0.43	$0.39	$0.33
Number of accumulation units outstanding at end of period (000 omitted)	510	604	919	1,057	1,535	1,715	2,068	2,545	3,020	3,748

Janus Aspen Series Global Technology Portfolio: Service Shares (05/01/2000)
Accumulation unit value at beginning of period	$0.45	$0.51	$0.41	$0.27	$0.49	$0.41	$0.38	$0.35	$0.35	$0.24
Accumulation unit value at end of period	$0.53	$0.45	$0.51	$0.41	$0.27	$0.49	$0.41	$0.38	$0.35	$0.35
Number of accumulation units outstanding at end of period (000 omitted)	104	170	236	298	374	436	653	960	1,339	2,256

Janus Aspen Series Janus Portfolio: Service Shares (02/11/2000)
Accumulation unit value at beginning of period	$0.60	$0.64	$0.57	$0.43	$0.72	$0.64	$0.58	$0.57	$0.56	$0.43
Accumulation unit value at end of period	$0.69	$0.60	$0.64	$0.57	$0.43	$0.72	$0.64	$0.58	$0.57	$0.56
Number of accumulation units outstanding at end of period (000 omitted)	756	1,021	1,621	5,519	5,464	5,544	3,179	3,654	4,012	5,078

Janus Aspen Series Overseas Portfolio: Service Shares (02/11/2000)
Accumulation unit value at beginning of period	$0.99	$1.49	$1.21	$0.69	$1.46	$1.16	$0.80	$0.62	$0.53	$0.40
Accumulation unit value at end of period	$1.10	$0.99	$1.49	$1.21	$0.69	$1.46	$1.16	$0.80	$0.62	$0.53
Number of accumulation units outstanding at end of period (000 omitted)	1,155	1,338	1,754	2,102	2,694	2,756	2,778	2,877	3,282	4,438

JPMorgan Insurance Trust U.S. Equity Portfolio – Class 1 Shares (04/24/2009)
Accumulation unit value at beginning of period	$1.43	$1.48	$1.32	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.65	$1.43	$1.48	$1.32	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	60	59	59	87	—	—	—	—	—	—

Lazard Retirement International Equity Portfolio – Service Shares (02/11/2000)
Accumulation unit value at beginning of period	$0.90	$0.99	$0.94	$0.79	$1.27	$1.17	$0.97	$0.89	$0.79	$0.62
Accumulation unit value at end of period	$1.08	$0.90	$0.99	$0.94	$0.79	$1.27	$1.17	$0.97	$0.89	$0.79
Number of accumulation units outstanding at end of period (000 omitted)	54	48	43	54	199	310	388	441	430	427

 64  RIVERSOURCE SIGNATURE ONE VARIABLE ANNUITY — PROSPECTUS

Variable account charges of 1.60% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

Lazard Retirement U.S. Strategic Equity Portfolio – Service Shares (02/11/2000)
Accumulation unit value at beginning of period	$1.10	$1.10	$0.99	$0.79	$1.25	$1.28	$1.11	$1.09	$0.99	$0.81
Accumulation unit value at end of period	$1.24	$1.10	$1.10	$0.99	$0.79	$1.25	$1.28	$1.11	$1.09	$0.99
Number of accumulation units outstanding at end of period (000 omitted)	92	102	123	126	143	231	222	267	271	193

LVIP Baron Growth Opportunities Fund – Service Class (02/11/2000)
Accumulation unit value at beginning of period	$1.73	$1.69	$1.36	$1.00	$1.67	$1.64	$1.44	$1.42	$1.15	$0.89
Accumulation unit value at end of period	$2.01	$1.73	$1.69	$1.36	$1.00	$1.67	$1.64	$1.44	$1.42	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	164	195	216	256	321	607	820	969	1,061	1,193

MFS® New Discovery Series – Initial Class (02/11/2000)
Accumulation unit value at beginning of period	$1.01	$1.14	$0.85	$0.53	$0.89	$0.88	$0.79	$0.76	$0.73	$0.55
Accumulation unit value at end of period	$1.20	$1.01	$1.14	$0.85	$0.53	$0.89	$0.88	$0.79	$0.76	$0.73
Number of accumulation units outstanding at end of period (000 omitted)	277	439	540	571	676	864	1,889	2,075	2,485	5,133

MFS® Research Series – Initial Class (02/11/2000)
Accumulation unit value at beginning of period	$0.88	$0.90	$0.79	$0.62	$0.98	$0.88	$0.81	$0.76	$0.67	$0.55
Accumulation unit value at end of period	$1.02	$0.88	$0.90	$0.79	$0.62	$0.98	$0.88	$0.81	$0.76	$0.67
Number of accumulation units outstanding at end of period (000 omitted)	861	942	1,055	1,207	1,335	1,463	1,789	2,180	2,940	2,362

MFS® Utilities Series – Initial Class (02/11/2000)
Accumulation unit value at beginning of period	$1.69	$1.61	$1.44	$1.10	$1.79	$1.42	$1.10	$0.96	$0.75	$0.56
Accumulation unit value at end of period	$1.89	$1.69	$1.61	$1.44	$1.10	$1.79	$1.42	$1.10	$0.96	$0.75
Number of accumulation units outstanding at end of period (000 omitted)	391	506	569	728	1,193	1,334	1,351	1,659	1,728	1,521

Royce Capital Fund – Micro-Cap Portfolio, Investment Class (02/11/2000)
Accumulation unit value at beginning of period	$2.74	$3.17	$2.47	$1.59	$2.85	$2.79	$2.34	$2.13	$1.90	$1.29
Accumulation unit value at end of period	$2.90	$2.74	$3.17	$2.47	$1.59	$2.85	$2.79	$2.34	$2.13	$1.90
Number of accumulation units outstanding at end of period (000 omitted)	316	334	365	451	472	635	968	1,036	1,354	833

Royce Capital Fund – Small-Cap Portfolio, Investment Class (02/11/2000)
Accumulation unit value at beginning of period	$2.89	$3.03	$2.56	$1.92	$2.68	$2.79	$2.45	$2.29	$1.86	$1.34
Accumulation unit value at end of period	$3.20	$2.89	$3.03	$2.56	$1.92	$2.68	$2.79	$2.45	$2.29	$1.86
Number of accumulation units outstanding at end of period (000 omitted)	126	174	196	240	333	428	588	734	852	678

Third Avenue Value Portfolio (02/11/2000)
Accumulation unit value at beginning of period	$1.88	$2.43	$2.16	$1.51	$2.73	$2.91	$2.56	$2.27	$1.92	$1.37
Accumulation unit value at end of period	$2.36	$1.88	$2.43	$2.16	$1.51	$2.73	$2.91	$2.56	$2.27	$1.92
Number of accumulation units outstanding at end of period (000 omitted)	245	277	355	445	611	880	1,292	1,445	1,239	1,160

Wanger International (02/11/2000)
Accumulation unit value at beginning of period	$1.00	$1.19	$0.97	$0.66	$1.22	$1.07	$0.79	$0.66	$0.52	$0.35
Accumulation unit value at end of period	$1.19	$1.00	$1.19	$0.97	$0.66	$1.22	$1.07	$0.79	$0.66	$0.52
Number of accumulation units outstanding at end of period (000 omitted)	375	471	488	1,424	2,260	1,834	1,113	909	895	861

Wanger USA (02/11/2000)
Accumulation unit value at beginning of period	$1.36	$1.44	$1.18	$0.85	$1.42	$1.37	$1.29	$1.18	$1.01	$0.72
Accumulation unit value at end of period	$1.61	$1.36	$1.44	$1.18	$0.85	$1.42	$1.37	$1.29	$1.18	$1.01
Number of accumulation units outstanding at end of period (000 omitted)	1,098	1,184	1,298	1,959	2,236	2,262	2,124	1,887	1,310	833

Wells Fargo Advantage VT Intrinsic Value Fund – Class 2 (02/11/2000)
Accumulation unit value at beginning of period	$1.08	$1.12	$1.00	$0.87	$1.39	$1.38	$1.18	$1.14	$1.04	$0.84
Accumulation unit value at end of period	$1.27	$1.08	$1.12	$1.00	$0.87	$1.39	$1.38	$1.18	$1.14	$1.04
Number of accumulation units outstanding at end of period (000 omitted)	784	964	1,071	1,256	1,157	1,375	1,432	1,739	1,400	495

RIVERSOURCE SIGNATURE ONE VARIABLE ANNUITY — PROSPECTUS 65

Table of Contents of the Statement of Additional Information

Calculating Annuity Payouts	p. 3

Rating Agencies	p. 4

Revenues Received During Calendar Year 2012	p. 4

Principal Underwriter	p. 5

Independent Registered Public Accounting Firms	p. 5

Condensed Financial Information (Unaudited)	p. 6

Financial Statements

 66  RIVERSOURCE SIGNATURE ONE VARIABLE ANNUITY — PROSPECTUS

RiverSource Life Insurance Company
829 Ameriprise Financial Center
Minneapolis, MN 55474
1-800-333-3437

RiverSource Distributors, Inc. (Distributor), Member FINRA.
Insurance and annuity products are issued by RiverSource Life Insurance Company.

©2008-2013 RiverSource Life Insurance Company. All rights reserved.
240192 X (4/13)

Prospectus

April 29, 2013
Wells Fargo

Advantage® Variable Annuity

INDIVIDUAL FLEXIBLE PREMIUM DEFERRED COMBINATION FIXED/VARIABLE ANNUITY

Issued by:	RiverSource Life Insurance Company (RiverSource Life)

829 Ameriprise Financial Center
Minneapolis, MN 55474
Telephone: 1-800-333-3437
(Corporate Office)
RiverSource Variable Annuity Account/RiverSource MVA Account

New contracts are not currently being offered.

This prospectus contains information that you should know before investing. Prospectuses are also available for:

•	Columbia Funds Variable Series Trust II
•	The Dreyfus Socially Responsible Growth Fund, Inc.
•	Fidelity® Variable Insurance Products – Service Class 2
•	Franklin® Templeton® Variable Insurance Products Trust (FTVIPT) – Class 2
•	Goldman Sachs Variable Insurance Trust (VIT)
•	Invesco Variable Insurance Funds
•	MFS® Variable Insurance Trustsm
•	Oppenheimer Variable Account Funds
•	Putnam Variable Trust – Class IB Shares
•	Wells Fargo Variable Trust Funds

Please read the prospectuses carefully and keep them for future reference.

The Securities and Exchange Commission (SEC) has not approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

An investment in this contract is not a deposit of a bank or financial institution and is not insured or guaranteed by the Federal Deposit Insurance Corporation (FDIC) or any other government agency. An investment in this contract involves investment risk including the possible loss of principal.

A Statement of Additional Information (SAI), dated the same date as this prospectus, is incorporated by reference into this prospectus. It is filed with the SEC and is available without charge by contacting RiverSource Life at the telephone number and address listed above. The table of contents of the SAI is on the last page of this prospectus. The SEC maintains an Internet site. This prospectus, the SAI and other information about the product are available on the EDGAR Database on the SEC’s Internet site at (http://www.sec.gov).

Variable annuities are insurance products that are complex investment vehicles. Before you invest, be sure to ask your investment professional about the variable annuity’s features, benefits, risks and fees, and whether the variable annuity is appropriate for you, based upon your financial situation and objectives.

The contract and/or certain optional benefits described in this prospectus may not be available in all jurisdictions. This prospectus constitutes an offering or solicitation only in those jurisdictions where such offering or solicitation may lawfully be made. State variations are covered in a special contract form used in that state. This prospectus provides a general description of the contract. Your actual contract and any riders or endorsements are the controlling documents.

RiverSource Life has not authorized any person to give any information or to make any representations regarding the contract other than those contained in this prospectus or the fund prospectuses. Do not rely on any such information or representations.

RiverSource Life offers several different annuities which your investment professional may or may not be authorized to offer to you. Each annuity has different features and benefits that may be appropriate for you based on your financial situation and needs, your age and how you intend to use the annuity. The different features and benefits may include the investment and fund manager options, variations in interest rate amount and guarantees, credits, withdrawal charge schedules and access to annuity account values. The fees and charges may also be different between each annuity.

WELLS FARGO ADVANTAGE VARIABLE ANNUITY — PROSPECTUS 1

 2  WELLS FARGO ADVANTAGE VARIABLE ANNUITY — PROSPECTUS

Key Terms

These terms can help you understand details about your contract.

Accumulation unit: A measure of the value of each subaccount before annuity payouts begin.

Annuitant: The person or persons on whose life or life expectancy the annuity payouts are based.

Annuity payouts: An amount paid at regular intervals under one of several plans.

Assumed investment rate: The rate of return we assume your investments will earn when we calculate your initial annuity payout amount using the annuity table in your contract. The standard assumed investment rate we use is 5% but you may request we substitute an assumed investment rate of 3.5%.

Beneficiary: The person you designate to receive benefits in case of the owner’s or annuitant’s death while the contract is in force.

Close of business: The time the New York Stock Exchange (NYSE) closes (4 p.m. Eastern time unless the NYSE closes earlier).

Code: The Internal Revenue Code of 1986, as amended.

Contract: A deferred annuity contract that permits you to accumulate money for retirement by making one or more purchase payments. It provides for lifetime or other forms of payouts beginning at a specified time in the future.

Contract value: The total value of your contract before we deduct any applicable charges.

Contract year: A period of 12 months, starting on the effective date of your contract and on each anniversary of the effective date.

Funds: Investment options under your contract. You may allocate your purchase payments into subaccounts investing in shares of the funds.

Good order: We cannot process your transaction request relating to the contract until we have received the request in good order at our corporate office. “Good order” means the actual receipt of the requested transaction in writing, along with all information, forms and supporting legal documentation necessary to effect the transaction. To be in “good order,” your instructions must be sufficiently clear so that we do not need to exercise any discretion to follow such instructions. This information and documentation generally includes your completed request; the contract number; the transaction amount (in dollars); the names of and allocations to and/or from the subaccounts and the fixed account affected by the requested transaction; the signatures of all contract owners, exactly as registered on the contract, if necessary; Social Security Number or Taxpayer Identification Number; and any other information, forms or supporting documentation that we may require. With respect to purchase requests, “good order” also generally includes receipt of sufficient payment by us to effect the purchase. We may, in our sole discretion, determine whether any particular transaction request is in good order, and we reserve the right to change or waive any good order requirements at any time.

Guarantee Period: The number of successive 12-month periods that a guaranteed interest rate is credited.

Guarantee Period Accounts (GPAs): A nonunitized separate account to which you may allocate purchase payments or transfer contract value of at least $1,000. These accounts have guaranteed interest rates for guarantee periods we declare when you allocate purchase payments or transfer contract value to a GPA. Unless an exception applies, transfers or withdrawals from a GPA done more than 30 days before the end of the guarantee period will receive a Market Value Adjustment, which may result in a gain or loss of principal.

Market Value Adjustment (MVA): A positive or negative adjustment assessed if any portion of a Guarantee Period Account is withdrawn or transferred more than 30 days before the end of its guarantee period.

One-year fixed account: An account to which you may make allocations. Amounts you allocate to this account earn interest at rates that we declare periodically.

Owner (you, your): The person or persons identified in the contract as owner(s) of the contract, who has or have the right to control the contract (to decide on investment allocations, transfers, payout options, etc.). Usually, but not always, the owner is also the annuitant. During the owner’s life, the owner is responsible for taxes, regardless of whether he or she receives the contract’s benefits. When the contract is owned by a revocable trust, the annuitant selected should be the grantor of the trust to assure compliance with Section 72(s) of the Code.

Qualified annuity: A contract that you purchase to fund one of the following tax-deferred retirement plans that is subject to applicable federal law and any rules of the plan itself:

•	Individual Retirement Annuities (IRAs) including inherited IRAs under Section 408(b) of the Code

WELLS FARGO ADVANTAGE VARIABLE ANNUITY — PROSPECTUS 3

•	Roth IRAs including inherited Roth IRAs under Section 408A of the Code

•	Simplified Employee Pension (SEP) plans under Section 408(k) of the Code

•	Tax-Sheltered Annuity (TSA) rollovers under Section 403(b) of the Code

A qualified annuity will not provide any necessary or additional tax deferral if it is used to fund a retirement plan that is already tax deferred.

All other contracts are considered nonqualified annuities.

Retirement date: The date when annuity payouts are scheduled to begin.

Rider effective date: The date a rider becomes effective as stated in the rider.

RiverSource Life: In this prospectus, “we,” “us,” “our” and “RiverSource Life” refer to RiverSource Life Insurance Company.

Valuation date: Any normal business day, Monday through Friday, on which the NYSE is open, up to the close of business. At the close of business, the next valuation date begins. We calculate the accumulation unit value of each subaccount on each valuation date. If we receive your purchase payment or any transaction request (such as a transfer or withdrawal request) in good order at our corporate office before the close of business, we will process your payment or transaction using the accumulation unit value we calculate on the valuation date we received your payment or transaction request. On the other hand, if we receive your purchase payment or transaction request in good order at our corporate office at or after the close of business, we will process your payment or transaction using the accumulation unit value we calculate on the next valuation date. If you make a transaction request by telephone (including by fax), you must have completed your transaction by the close of business in order for us to process it using the accumulation unit value we calculate on that valuation date. If you were not able to complete your transaction before the close of business for any reason, including telephone service interruptions or delays due to high call volume, we will process your transaction using the accumulation unit value we calculate on the next valuation date.

Variable account: Consists of separate subaccounts to which you may allocate purchase payments; each invests in shares of one fund. The value of your investment in each subaccount changes with the performance of the particular fund.

Withdrawal value: The amount you are entitled to receive if you make a full withdrawal from your contract. It is the contract value minus any applicable charges.

 4  WELLS FARGO ADVANTAGE VARIABLE ANNUITY — PROSPECTUS

The Contract in Brief

Purpose: The purpose of the contract is to allow you to accumulate money for retirement. You do this by making one or more purchase payments. You may allocate your purchase payments to the GPAs, one-year fixed account and/or subaccounts under the contract. These accounts, in turn, may earn returns that increase the value of the contract. If the contract value goes to zero due to underlying fund’s performance or deduction of fees, the contract will no longer be in force and the contract (including any death benefit riders) will terminate. Beginning at a specified time in the future called the retirement date, the contract provides lifetime or other forms of payout of your contract value (less any applicable premium tax).

It may have not been advantageous for you to purchase this contract in exchange for, or in addition to, an existing annuity or life insurance policy. Generally, you can exchange one annuity for another or for a long-term care policy in a “tax-free” exchange under Section 1035 of the Code. You can also do a partial exchange from one annuity contract to another annuity contract, subject to Internal Revenue Service (“IRS”) rules. You also generally can exchange a life insurance policy for an annuity. However, before making an exchange, you should compare both contracts carefully because the features and benefits may be different. Fees and charges may be higher or lower on your old contract than on this contract. You may have to pay a withdrawal charge when you exchange out of your old contract and a new withdrawal charge period will begin when you exchange into this contract. If the exchange does not qualify for Section 1035 treatment, you also may have to pay federal income tax on the distribution. State income taxes may also apply. You should not exchange your old contract for this contract, or buy this contract in addition to your old contract, unless you determine it is in your best interest. (See “Taxes-1035 Exchanges”.)

Tax-deferred retirement plans: Most annuities have a tax-deferred feature. So do many retirement plans under the Code. As a result, when you use a qualified annuity to fund a retirement plan that is tax-deferred, your contract will not provide any necessary or additional tax deferral for that retirement plan. A qualified annuity has features other than tax deferral that may help you reach your retirement goals. In addition, the Code subjects retirement plans to required withdrawals triggered at a certain age. These mandatory withdrawals are called required minimum distributions (“RMDs”). RMDs may reduce the value of certain death benefits and optional riders (see “Taxes — Qualified Annuities — Required Minimum Distributions”). You should consult your tax advisor before you purchase the contract as a qualified annuity for an explanation of the tax implications to you.

Accounts: Generally, you may allocate your purchase payments among the:

•	subaccounts, each of which invests in a fund with a particular investment objective. The value of each subaccount varies with the performance of the particular fund in which it invests. We cannot guarantee that the value at the retirement date will equal or exceed the total purchase payments you allocate to the subaccounts. (See “The Variable Account and the Funds”).

•	GPAs which earn interest at rates declared when you make an allocation to that account. The required minimum investment in each GPA is $1,000. These accounts may not be available in all states. (See “The Guarantee Period Accounts (GPAs)”)

•	one-year fixed account, which earns interest at rates that we adjust periodically. There are restrictions on the amount you can allocate and transfer to this account. There may be restrictions on the timing of transfers from this account. (See “The One-Year Fixed Account”)

We no longer offer new contracts. However, you have the option of making additional purchase payments. (See “Buying Your Contract”)

Transfers: Subject to certain restrictions, you currently may redistribute your contract value among the accounts without charge at any time until annuity payouts begin, and once per contract year among the subaccounts after annuity payouts begin. Transfers out of the GPAs done more than 30 days before the end of the guarantee period will be subject to a MVA, unless the transfer is an automated transfer from the two-year GPA as part of a dollar-cost averaging program or an interest sweep strategy. You may establish automated transfers among the accounts. We reserve the right to further limit transfers to the GPAs and the one-year fixed account if the interest rate we are then currently crediting is equal to the minimum interest rate stated in the contract. (See “Making the Most of Your Contract — Transferring Among Accounts”)

Withdrawals: You may withdraw all or part of your contract value at any time before the retirement date. You also may establish automated partial withdrawals. Withdrawals may be subject to charges and tax penalties (including a 10% IRS penalty that may apply if you make withdrawals prior to your reaching age 59 1/2) and may have other tax consequences. Certain other restrictions may apply. (See “Withdrawals”)

Optional benefits: This contract offers optional features that are available for additional charges if you meet certain criteria. (See “Optional Benefits”)

WELLS FARGO ADVANTAGE VARIABLE ANNUITY — PROSPECTUS 5

Benefits in case of death: If you or the annuitant die before annuity payouts begin, we will pay the beneficiary an amount at least equal to the contract value. (see “Benefits in Case of Death”)

Annuity payouts: You can apply your contract value, after reflecting any adjustments, to an annuity payout plan that begins on the retirement date. You may choose from a variety of plans to make sure that payouts continue as long as you like. The payout schedule must meet IRS requirements. We can make payouts on a fixed or variable basis, or both. During the annuity payout period, your choices for subaccounts may be limited. The GPAs are not available during the payout period. (See “The Annuity Payout Period”).

Taxes: Generally, income earned on your contract value grows tax-deferred until you make withdrawals or begin to receive payouts. (Under certain circumstances, IRS penalty taxes may apply.) The tax treatment of qualified and non-qualified annuities differs. Even if you direct payouts to someone else, you will be taxed on the income if you are the owner. (See “Taxes”).

 6  WELLS FARGO ADVANTAGE VARIABLE ANNUITY — PROSPECTUS

Expense Summary

The following tables describe the fees and expenses that you will pay when buying, owning and making a withdrawal from the contract. The first table describes the fees and expenses that you paid at the time that you bought the contract and will pay when you make a withdrawal from the contract. State premium taxes also may be deducted.

CONTRACT OWNER TRANSACTION EXPENSES

Withdrawal charge

(Contingent deferred sales charge as a percentage of purchase payments withdrawn)

You select either a five-year or seven-year withdrawal charge schedule at the time of application.

Five-year schedule		Seven-year schedule
Years from purchase	Withdrawal charge	Years from purchase	Withdrawal charge
payment receipt	percentage	payment receipt	percentage

1	8%	1	8%

2	8	2	8

3	6	3	7

4	4	4	6

5	2	5	5

Thereafter	0	6	4

		7	2

		Thereafter	0

Withdrawal charge under Annuity Payout Plan E — Payouts for a specified period: If you are receiving variable annuity payments under this annuity payout plan, you can choose to take a withdrawal. The amount that you can withdraw is the present value of any remaining variable payouts. The discount rate we use in the calculation will be 5.17% for the assumed investment return of 3.5% and 6.67% for the assumed investment return of 5.0%. The withdrawal charge equals the present value of the remaining payouts using the assumed investment return minus the present value of the remaining payouts using the discount rate. (See “Charges — Withdrawal Charge” and “The Annuity Payout Period — Annuity Payout Plans.”)

The next two tables describe the fees and expenses that you will pay periodically during the time that you own the contract, not including fund fees and expenses.

ANNUAL VARIABLE ACCOUNT EXPENSES
(As a percentage of average daily subaccount value.)

You can choose the length of your contract’s withdrawal charge schedule and the death benefit guarantee provided. The combination you choose determines the fees you pay. The table below shows the combinations available to you and their cost.

	Variable account	Total mortality and	Total variable
Seven-year withdrawal charge schedule:	administrative charge	expense risk fee	account expense

Standard Death Benefit	0.15%	1.05%	1.20%

Enhanced Death Benefit Rider	0.15	1.25	1.40

Five-year withdrawal charge schedule:

Standard Death Benefit	0.15	1.30	1.45

Enhanced Death Benefit Rider	0.15	1.50	1.65

OTHER ANNUAL EXPENSES

Annual contract administrative charge	$30

(We will waive this charge when your contract value is $50,000 or more on the current contract anniversary.)

Benefit Protector fee	0.25	%(1)

(As a percentage of the contract value charged annually on the contract anniversary.)

Benefit Protector Plus fee	0.40	%(1)

(As a percentage of the contract value charged annually on the contract anniversary.)

Guaranteed Minimum Income Benefit Rider (GMIB) fee	0.70	%(1),(2)

(As a percentage of the GMIB benefit base charged annually on the contract anniversary.)

(1)	This fee applies only if you elect this optional feature.
(2)	For applications signed prior to May 1, 2003, the following annual current rider charges apply: GMIB — .30%.

WELLS FARGO ADVANTAGE VARIABLE ANNUITY — PROSPECTUS 7

ANNUAL OPERATING EXPENSES OF THE FUNDS
The next two tables describe the operating expenses of the funds that you may pay periodically during the time that you own the contract. These operating expenses are for the fiscal year ended Dec. 31, 2012, unless otherwise noted. The first table shows the minimum and maximum total operating expenses charged by the funds. The second table shows the total operating expenses charged by each fund. More detail concerning each fund’s fees and expenses is contained in the prospectus for each fund.

Minimum and maximum annual operating expenses for the funds

(Including management fee, distribution and/or service (12b-1) fees and other expenses)(1)

	Minimum	Maximum

Total expenses before fee waivers and/or expense reimbursements	0.60%	1.36%

(1)	Each fund deducts management fees and other expenses from fund assets. Fund assets include amounts you allocate to a particular fund. Funds may also charge 12b-1 fees that are used to finance any activity that is primarily intended to result in the sale of fund shares. Because 12b-1 fees are paid out of fund assets on an ongoing basis, you may pay more if you select subaccounts investing in funds that have adopted 12b-1 plans than if you select subaccounts investing in funds that have not adopted 12b-1 plans. The fund or the fund’s affiliates may pay us or our affiliates for promoting and supporting the offer, sale and servicing of fund shares. In addition, the fund’s distributor and/or investment adviser, transfer agent or their affiliates may pay us or our affiliates for various services we or our affiliates provide. The amount of these payments will vary by fund and may be significant. See “The Variable Account and the Funds” for additional information, including potential conflicts of interest these payments may create. For a more complete description of each fund’s fees and expenses and important disclosure regarding payments the fund and/or its affiliates make, please review the fund’s prospectus and SAI.

Total annual operating expenses for each fund*

(Before fee waivers and/or expense reimbursements, if applicable, as a percentage of average daily net assets)

				Acquired fund	Gross total
	Management	12b-1	Other	fees and	annual
Fund name**	fees	fees	expenses	expenses***	expenses

Columbia Variable Portfolio – Cash Management Fund (Class 3)	0.33%	0.13%	0.14%	—%	0.60	%(1)

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3)**	0.57	0.13	0.12	—	0.82

Columbia Variable Portfolio – High Yield Bond Fund (Class 3)	0.58	0.13	0.17	—	0.88	(1)

Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3)**	0.66	0.13	0.14	0.01	0.94

Columbia Variable Portfolio – Select Smaller-Cap Value Fund (Class 3)	0.79	0.13	0.22	—	1.14	(1)

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 3)**	0.36	0.13	0.14	—	0.63

The Dreyfus Socially Responsible Growth Fund, Inc., Initial Shares	0.75	—	0.10	—	0.85

Fidelity® VIP Dynamic Capital Appreciation Portfolio Service Class 2	0.56	0.25	0.26	—	1.07

Fidelity® VIP High Income Portfolio Service Class 2	0.56	0.25	0.12	—	0.93

Fidelity® VIP Mid Cap Portfolio Service Class 2	0.56	0.25	0.09	—	0.90

FTVIPT Franklin Global Real Estate Securities Fund – Class 2	0.80	0.25	0.31	—	1.36

FTVIPT Franklin Income Securities Fund – Class 2	0.45	0.25	0.02	—	0.72

FTVIPT Franklin Small Cap Value Securities Fund – Class 2	0.51	0.25	0.16	—	0.92

FTVIPT Franklin Small-Mid Cap Growth Securities Fund – Class 2	0.51	0.25	0.29	—	1.05

FTVIPT Mutual Shares Securities Fund – Class 2	0.60	0.25	0.11	—	0.96

Goldman Sachs VIT Mid Cap Value Fund – Institutional Shares	0.80	—	0.07	—	0.87	(2)

Goldman Sachs VIT Structured U.S. Equity Fund – Institutional Shares	0.62	—	0.10	—	0.72	(3)

Invesco V.I. American Franchise Fund, Series I Shares**	0.68	—	0.30	—	0.98	(4)

Invesco V.I. Core Equity Fund, Series I Shares	0.61	—	0.29	—	0.90

MFS® Investors Trust Series – Initial Class	0.75	—	0.07	—	0.82

MFS® Utilities Series – Initial Class	0.74	—	0.08	—	0.82

Oppenheimer Global Fund/VA, Service Shares**	0.63	0.25	0.13	—	1.01

Oppenheimer Global Strategic Income Fund/VA, Service Shares	0.58	0.25	0.14	0.06	1.03	(5)

Putnam VT Global Health Care Fund – Class IB Shares	0.64	0.25	0.20	—	1.09

Putnam VT International Equity Fund – Class IB Shares	0.71	0.25	0.18	—	1.14

Putnam VT Multi-Cap Growth Fund – Class IB Shares	0.57	0.25	0.15	—	0.97

Variable Portfolio – Partners Small Cap Value Fund (Class 3)	0.91	0.13	0.15	0.01	1.20	(1)

Wells Fargo Advantage VT Index Asset Allocation Fund – Class 2	0.55	0.25	0.33	—	1.13	(6)

 8  WELLS FARGO ADVANTAGE VARIABLE ANNUITY — PROSPECTUS

Total annual operating expenses for each fund* (continued)

(Before fee waivers and/or expense reimbursements, if applicable, as a percentage of average daily net assets)

				Acquired fund	Gross total
	Management	12b-1	Other	fees and	annual
Fund name**	fees	fees	expenses	expenses***	expenses

Wells Fargo Advantage VT International Equity Fund – Class 2	0.75%	0.25%	0.23%	0.01%	1.24	%(6)

Wells Fargo Advantage VT Intrinsic Value Fund – Class 2	0.55	0.25	0.34	0.01	1.15	(6)

Wells Fargo Advantage VT Omega Growth Fund – Class 2	0.55	0.25	0.25	—	1.05	(6)

Wells Fargo Advantage VT Opportunity Fund – Class 2	0.65	0.25	0.20	0.01	1.11	(6)

Wells Fargo Advantage VT Small Cap Growth Fund – Class 2	0.75	0.25	0.19	0.01	1.20

Wells Fargo Advantage VT Total Return Bond Fund – Class 2	0.40	0.25	0.29	0.01	0.95	(6)

*	The Funds provided the information on their expenses and we have not independently verified the information.

**	The previous fund names can be found in “The Variable Account and the Funds” section of the prospectus.

***	Includes fees and expenses incurred indirectly by the Fund as a result of its investment in other investment companies (also referred to as acquired funds).

(1)	Columbia Management Investment Advisers, LLC and certain of its affiliates have contractually agreed to waive and/or to reimburse expenses (excluding certain fees and expenses, such as transaction costs and certain other investment related expenses, interest, taxes, acquired fund fees and expenses, and extraordinary expenses) until April 30, 2014, unless sooner terminated at the sole discretion of the Fund’s Board of Trustees. Under this agreement, the Fund’s net operating expenses, subject to applicable exclusions, will not exceed the annual rate of 0.575% for Columbia Variable Portfolio – Cash Management Fund (Class 3), 0.845% for Columbia Variable Portfolio – High Yield Bond Fund (Class 3), 1.055% for Columbia Variable Portfolio – Select Smaller-Cap Value Fund (Class 3) and 1.005% for Variable Portfolio – Partners Small Cap Value Fund (Class 3).

(2)	The Investment Adviser agreed to waive a portion of its management fee in order to achieve an effective net management rate of 0.77%. Other expenses include transfer agency fees equal on an annualized basis to 0.02% of the average daily net assets of the Fund’s Institutional Shares, plus all other ordinary expenses not detailed above. The Investment Adviser has voluntarily agreed to reduce or limit other expenses (excluding management fees, distribution and service fees, transfer agent fees and expenses, taxes, interest, brokerage fees and litigation, indemnification, shareholder meetings and other extraordinary expenses, exclusive of any custody and transfer agent fee credit reductions) to the extent such expenses exceed, on an annual basis, 0.054% of the average daily net assets of the Fund. These arrangements will remain in effect through at least April 29, 2014 and prior to such date the Investment Adviser may not terminate the arrangement without the approval of the trustees. After fee waivers and reimbursements, net expenses would be 0.84%.

(3)	Other expenses include transfer agency fees equal on an annualized basis to 0.02% of the average daily net assets of the Fund’s Institutional Shares, plus all other ordinary expenses not detailed above. The Investment Adviser has voluntarily agreed to reduce or limit other expenses (excluding management fees, distribution and service fees, transfer agent fees and expenses, taxes, interest, brokerage fees and litigation, indemnification, shareholder meetings and other extraordinary expenses, exclusive of any custody and transfer agent fee credit reductions) to the extent such expenses exceed, on an annual basis, 0.004% of the average daily net assets of the Fund. These arrangements will remain in effect through at least April 29, 2014 and prior to such date the Investment Adviser may not terminate the arrangement without the approval of the trustees. After fee waivers and reimbursements, net expenses would be 0.64%.

(4)	The Adviser has contractually agreed, through at least June 30, 2014, to waive advisory fees and/or reimburse expenses of Series I shares to the extent necessary to limit total annual fund operating expenses after fee waivers and/or expense reimbursements (excluding interest, taxes, dividend expense on short sales, extraordinary or non-routine items, including litigation expenses and expenses that the Fund has incurred but did not actually pay because of an expense offset arrangement) of Series I shares to 0.90% of average daily net assets. Unless the Board of Trustees and Invesco Advisers, Inc. mutually agree to amend or continue the fee waiver agreement, it will terminate on June 30, 2014.

(5)	The Manager has contractually agreed to waive fees and/or reimburse Fund expenses in an amount equal to the indirect management fees incurred through the Fund’s investments in Oppenheimer Institutional Money Market Fund, Oppenheimer Short Duration Fund and the Master Funds. This fee waiver and/or expenses reimbursement may not be amended or withdrawn for one year from the date of the Fund’s prospectus, unless approved by the board. After fee waivers, net expenses would be 0.97%.

(6)	The Adviser has committed through April 30, 2014 to waive fees and/or reimburse expenses to the extent necessary to cap the Fund’s total annual fund operating expenses after fee waiver at 1.00% for Wells Fargo Advantage VT Index Asset Allocation Fund – Class 2, 0.94% for Wells Fargo Advantage VT International Equity Fund – Class 2, 1.00% for Wells Fargo Advantage VT Intrinsic Value Fund – Class 2, 1.00% for Wells Fargo Advantage VT Omega Growth Fund – Class 2, 1.00% for Wells Fargo Advantage VT Opportunity Fund – Class 2 and 0.90% for Wells Fargo Advantage VT Total Return Bond Fund – Class 2. Brokerage commissions, stamp duty fees, interest, taxes, acquired fund fees and expenses and extraordinary expenses are excluded from the cap. After this time, the cap may be increased or the commitment to maintain the cap may be terminated only with the approval of the Board of Trustees.

WELLS FARGO ADVANTAGE VARIABLE ANNUITY — PROSPECTUS 9

Examples
These examples are intended to help you compare the cost of investing in these contracts with the cost of investing in other variable annuity contracts. These costs include your transaction expenses, contract administrative charges(1), variable account annual expenses and fund fees and expenses.

These examples assume that you invest $10,000 in the contract for the time periods indicated. These examples also assume that your investment has a 5% return each year.

Maximum Expenses. These examples assume the most expensive combination of contract features and benefits and the maximum fees and expenses of any of the funds before fee waivers and/or expense reimbursements. They assume that you select the EDB and the GMIB. Although your actual costs may be lower, based on these assumptions your costs would be:

					If you do not withdraw your contract
	If you withdraw your contract				or if you select an annuity payout plan
	at the end of the applicable time period:				at the end of the applicable time period:
	1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years

With a seven-year withdrawal charge schedule	$1,186	$1,880	$2,502	$4,193	$386	$1,180	$2,002	$4,193

With a five-year withdrawal charge schedule	1,212	1,855	2,325	4,423	412	1,255	2,125	4,423

Minimum Expenses. These examples assume the least expensive combination of contract features and benefits and the minimum fees and expenses of any of the funds before fee waivers and/or expense reimbursements. They assume that you select the Standard Death Benefit and you do not select any optional benefits. Although your actual costs may be higher, based on these assumptions your costs would be:

					If you do not withdraw your contract
	If you withdraw your contract				or if you select an annuity payout plan
	at the end of the applicable time period:				at the end of the applicable time period:
	1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years

With a seven-year withdrawal charge schedule	$1,015	$1,359	$1,627	$2,403	$215	$659	$1,127	$2,403

With a five-year withdrawal charge schedule	1,040	1,337	1,457	2,667	240	737	1,257	2,667

(1)	In these examples, the contract administrative charge is $30.

THE EXAMPLES ARE ILLUSTRATIVE ONLY. YOU SHOULD NOT CONSIDER THESE EXAMPLES AS A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES WILL BE HIGHER OR LOWER THAN THOSE SHOWN DEPENDING UPON WHICH OPTIONAL BENEFIT YOU ELECT OTHER THAN INDICATED IN THE EXAMPLES OR IF YOU ALLOCATE CONTRACT VALUE TO ANY OTHER AVAILABLE SUBACCOUNTS.

 10  WELLS FARGO ADVANTAGE VARIABLE ANNUITY — PROSPECTUS

Condensed Financial Information

You can find unaudited condensed financial information for the subaccounts representing the lowest and highest total annual variable account expense combinations in the Appendix.

Financial Statements

You can find our audited financial statements and the audited financial statements of the divisions, which are comprised of subaccounts, in the SAI. The SAI does not include audited financial statements for divisions that are new (if any) and have no activity as of the financial statements date.

The Variable Account and the Funds

Variable Account. The variable account was established under Indiana law on July 15, 1987, and the subaccounts are registered together as a single unit investment trust under the Investment Company Act of 1940 (the 1940 Act). This registration does not involve any supervision of our management or investment practices and policies by the SEC. All obligations arising under the contracts are general obligations of RiverSource Life.

The variable account meets the definition of a separate account under federal securities laws. We credit or charge income, capital gains and capital losses of each subaccount only to that subaccount. State insurance law prohibits us from charging a subaccount with liabilities of any other subaccount or of our general business. The variable account includes other subaccounts that are available under contracts that are not described in this prospectus.

Although the IRS has issued some guidance on investor control, the U.S. Treasury and the IRS may continue to examine this aspect of variable contracts and provide additional guidance on investor control. At this time, we do not know what the additional guidance will be or when action will be taken. We reserve the right to modify the contract, as necessary, so that the owner will not be subject to current taxation as the owner of the subaccount assets.

We intend to comply with all federal tax laws so that the contract continues to qualify as an annuity for federal income tax purposes. We reserve the right to modify the contract as necessary to comply with any new tax laws.

The Funds. This contract currently offers subaccounts investing in shares of the funds listed in the table below.

•	Investment objectives: The investment managers and advisers cannot guarantee that the funds will meet their investment objectives. Please read the funds’ prospectuses for facts you should know before investing. These prospectuses are available by contacting us at the address or telephone number on the first page of this prospectus.

•	Fund name and management: A fund underlying your contract in which a subaccount invests may have a name, portfolio manager, objectives, strategies and characteristics that are the same or substantially similar to those of a publicly-traded retail mutual fund. Despite these similarities, an underlying fund is not the same as any publicly-traded retail mutual fund. Each underlying fund will have its own unique portfolio holdings, fees, operating expenses and operating results. The results of each underlying fund may differ significantly from any publicly-traded retail mutual fund.

•	Eligible purchasers: All funds are available to serve as the underlying investments for variable annuities and variable life insurance policies. The funds are not available to the public (see “Fund Name and Management” above). Some funds also are available to serve as investment options for tax-deferred retirement plans. It is possible that in the future for tax, regulatory or other reasons, it may be disadvantageous for variable annuity accounts and variable life insurance accounts and/or tax-deferred retirement plans to invest in the available funds simultaneously. Although we and the funds’ providers do not currently foresee any such disadvantages, the boards of directors or trustees of each fund will monitor events in order to identify any material conflicts between annuity owners, policy owners and tax-deferred retirement plans and to determine what action, if any, should be taken in response to a conflict. If a board were to conclude that it should establish separate fund providers for the variable annuity, variable life insurance and tax-deferred retirement plan accounts, you would not bear any expenses associated with establishing separate funds. Please refer to the funds’ prospectuses for risk disclosure regarding simultaneous investments by variable annuity, variable life insurance and tax-deferred retirement plan accounts. Each fund intends to comply with the diversification requirements under Section 817(h) of the Code.

•	Private label: This contract is a “private label” variable annuity. This means the contract includes funds affiliated with the distributor of this contract. Purchase payments and contract values you allocate to subaccounts investing in any of the Wells Fargo Variable Trust Funds available under this contract are generally more profitable for the distributor and its affiliates than allocations you make to other subaccounts. In contrast, purchase payments and contract values you allocate to subaccounts investing in any of the affiliated funds are generally more profitable for us and our affiliates. (See “Revenue we received from the funds may create potential conflicts of interest.”) These relationships may influence recommendations

WELLS FARGO ADVANTAGE VARIABLE ANNUITY — PROSPECTUS 11

your investment professional makes regarding whether you should invest in the contract, and whether you should allocate purchase payments or contract values to a particular subaccount.

•	Asset allocation programs may impact fund performance: Asset allocation programs in general may negatively impact the performance of an underlying fund. Even if you do not participate in an asset allocation program, a fund in which your subaccount invests may be impacted if it is included in an asset allocation program. Rebalancing or reallocation under the terms of the asset allocation program may cause a fund to lose money if it must sell large amounts of securities to meet a redemption request. These losses can be greater if the fund holds securities that are not as liquid as others, for example, various types of bonds, shares of smaller companies and securities of foreign issuers. A fund may also experience higher expenses because it must sell or buy securities more frequently than it otherwise might in the absence of asset allocation program rebalancing or reallocations. Because asset allocation programs include periodic rebalancing and may also include reallocation, these effects may occur under any asset allocation program we offer or under asset allocation programs used in conjunction with the contracts and plans of other eligible purchasers of the funds.

•	Funds available under the contract: We seek to provide a broad array of underlying funds taking into account the fees and charges imposed by each fund and the contract charges we impose. We select the underlying funds in which the subaccounts initially invest and when there is substitution (see “Substitution of Investments”). We also make all decisions regarding which funds to retain in a contract, which funds to add to a contract and which funds will no longer be offered in a contract. In making these decisions, we may consider various objective and subjective factors. Objective factors include, but are not limited to fund performance, fund expenses, classes of fund shares available, size of the fund and investment objectives and investing style of the fund. Subjective factors include, but are not limited to, investment sub-styles and process, management skill and history at other funds and portfolio concentration and sector weightings. We also consider the levels and types of revenue including, but not limited to, expense payments and non-cash compensation a fund, its distributor, investment adviser, subadviser, transfer agent or their affiliates pay us and our affiliates. This revenue includes, but is not limited to compensation for administrative services provided with respect to the fund and support of marketing and distribution expenses incurred with respect to the fund.

•	Revenue we receive from the funds may create potential conflicts of interest: We or our affiliates receive from each of the funds, or the funds’ affiliates, varying levels and types of revenue, including but not limited to expense payments and non-cash compensation. The amount of this revenue and how it is computed varies by fund, may be significant and may create potential conflicts of interest. The greatest amount and percentage of revenue we and our affiliates receive comes from assets allocated to subaccounts investing in the funds that are managed by our affiliates Columbia Management Investment Advisers, LLC (Columbia Management Investment Advisers) or Columbia Wanger Asset Management, LLC (Columbia Wanger Asset Management) (affiliated funds). Employee compensation and operating goals at all levels are tied to the success of Ameriprise Financial, Inc. and its affiliates, including us. Certain employees may receive higher compensation and other benefits based, in part, on contract values that are invested in the affiliated funds. We or our affiliates receive revenue which ranges up to 0.69% of the average daily net assets invested in the underlying funds through this and other contracts we and our affiliate issue. We or our affiliates may also receive revenue which ranges up to 0.04% of aggregate, net or anticipated sales of underlying funds through this and other contracts we and our affiliate issue. Please see the SAI for a table that ranks the underlying funds according to total dollar amounts they and their affiliates paid us or our affiliates in the prior calendar year.

Expense payments, non-cash compensation and other forms of revenue may influence recommendations your investment professional makes regarding whether you should invest in the contract and whether you should allocate purchase payments or contract value to a subaccount that invests in a particular fund (see “About the Service Providers”).

The revenue we or our affiliates receive from a fund or its affiliates is in addition to revenue we receive from the charges you pay when buying, owning and making a withdrawal from the contract (see “Expense Summary”). However, the revenue we or our affiliates receive from a fund or its affiliates may come, at least in part, from the fund’s fees and expenses you pay indirectly when you allocate contract value to the subaccount that invests in that fund.

•	Why revenues are paid to us: In accordance with applicable laws, regulations and the terms of the agreements under which such revenue is paid, we or our affiliates may receive these revenues including, but not limited to expense payments and non-cash compensation for various purposes:

•	Compensating, training and educating investment professionals who sell the contracts.

•	Granting access to our employees whose job it is to promote sales of the contracts by authorized selling firms and their investment professionals, and granting access to investment professionals of our affiliated selling firms.

•	Activities or services we or our affiliates provide that assist in the promotion and distribution of the contracts including promoting the funds available under the contracts to prospective and existing contract owners, authorized selling firms and investment professionals.

 12  WELLS FARGO ADVANTAGE VARIABLE ANNUITY — PROSPECTUS

•	Providing sub-transfer agency and shareholder servicing to contract owners.

•	Promoting, including and/or retaining the fund’s investment portfolios as underlying investment options in the contracts.

•	Advertising, printing and mailing sales literature, and printing and distributing prospectuses and reports.

•	Furnishing personal services to contract owners, including education of contract owners, answering routine inquiries regarding a fund, maintaining accounts or providing such other services eligible for service fees as defined under the rules of the Financial Industry Regulatory Authority (FINRA).

•	Subaccounting, transaction processing, recordkeeping and administration.

•	Sources of revenue received from affiliated funds: The affiliated funds are managed by Columbia Management Investment Advisers or Columbia Wanger Asset Management. The sources of revenue we receive from these affiliated funds, or from affiliates of these funds, may include, but are not necessarily limited to, the following:

•	Assets of the fund’s adviser and transfer agent or an affiliate. The revenue resulting from these sources may be based either on a percentage of average daily net assets of the fund or on the actual cost of certain services we provide with respect to the fund. We may receive this revenue either in the form of a cash payment or it may be allocated to us.

•	Compensation paid out of 12b-1 fees that are deducted from fund assets and disclosed in the “12b-1 fees” column of the “Annual Operating Expenses of the Funds” table.

•	Sources of revenue received from unaffiliated funds: The unaffiliated funds are not managed by an affiliate of ours. The sources of revenue we receive from these unaffiliated funds, or the funds’ affiliates, may include, but are not necessarily limited to, the following:

•	Assets of the fund’s adviser, subadviser, transfer agent or an affiliate of these and assets of the fund’s distributor or an affiliate. The revenue resulting from these sources usually is based on a percentage of average daily net assets of the fund but there may be other types of payment arrangements.

•	Compensation paid out of 12b-1 fees that are deducted from fund assets and disclosed in the “12b-1 fees” column of the “Annual Operating Expenses of the Funds” table.

WELLS FARGO ADVANTAGE VARIABLE ANNUITY — PROSPECTUS 13

You may allocate purchase payments and transfers to any or all of the subaccounts of the variable account that invest in shares of the following funds:

Investing In	Investment Objective and Policies	Investment Adviser
Columbia Variable Portfolio – Cash Management Fund (Class 3)	Seeks maximum current income consistent with liquidity and stability of principal.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3) (previously Columbia Variable Portfolio – Diversified Equity Income Fund (Class 3))	Seeks high level of current income and, as a secondary goal, steady growth of capital.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – High Yield Bond Fund (Class 3)	Seeks high current income, with capital growth as a secondary objective.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3) (previously Columbia Variable Portfolio – Dynamic Equity Fund (Class 3))	Seeks capital appreciation.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Select Smaller-Cap Value Fund (Class 3)	Seeks long-term capital growth.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 3) (previously Columbia Variable Portfolio – Short Duration U.S. Government Fund (Class 3))	Seeks high level of current income and safety of principal consistent with investment in U.S. government and government agency securities.	Columbia Management Investment Advisers, LLC

The Dreyfus Socially Responsible Growth Fund, Inc., Initial Shares	Seeks capital growth, with current income as a secondary goal.	The Dreyfus Corporation

Fidelity® VIP Dynamic Capital Appreciation Portfolio Service Class 2	Seeks capital appreciation. Normally invests primarily in common stocks of domestic and foreign issuers. The Fund invests in either “growth” or “value” stocks or both.	Fidelity Management & Research Company (FMR) is the fund’s manager. FMR Co., Inc. (FMRC) and other investment advisers serve as sub-advisers for the fund.

 14  WELLS FARGO ADVANTAGE VARIABLE ANNUITY — PROSPECTUS

Investing In	Investment Objective and Policies	Investment Adviser
Fidelity® VIP High Income Portfolio Service Class 2	Seeks a high level of current income, while also considering growth of capital. Normally invests primarily in income-producing debt securities, preferred stocks and convertible securities, with an emphasis on lower-quality debt securities. May invest in non-income producing securities, including defaulted securities and common stocks. Invests in companies in troubled or uncertain financial condition. The Fund invests in domestic and foreign issuers.	FMR, FMRC and other investment advisers serve as sub-advisers for the fund.

Fidelity® VIP Mid Cap Portfolio Service Class 2	Seeks long-term growth of capital. Normally invests primarily in common stocks. Normally invests at least 80% of assets in securities of companies with medium market capitalizations. May invest in companies with smaller or larger market capitalizations. Invests in domestic and foreign issuers. The Fund invests in either “growth” or “value” common stocks or both.	FMR, FMRC and other investment advisers serve as sub-advisers for the fund.

FTVIPT Franklin Global Real Estate Securities Fund – Class 2	Seeks high total return. Under normal market conditions, the fund invests at least 80% of its net assets in investments of companies located anywhere in the world that operate in the real estate sector.	Franklin Templeton Institutional, LLC

FTVIPT Franklin Income Securities Fund – Class 2	Seeks to maximize income while maintaining prospects for capital appreciation. Under normal market conditions, the fund invests in both equity and debt securities.	Franklin Advisers, Inc. adviser; Templeton Investment Counsel, LLC, subadviser.

FTVIPT Franklin Small Cap Value Securities Fund – Class 2	Seeks long-term total return. Under normal market conditions, the fund invests at least 80% of its net assets in investments of small capitalization companies.	Franklin Advisory Services, LLC

FTVIPT Franklin Small-Mid Cap Growth Securities Fund – Class 2	Seeks long-term capital growth. Under normal market conditions, the fund invests at least 80% of its net assets in investments of small capitalization and mid capitalization companies.	Franklin Advisers, Inc.

FTVIPT Mutual Shares Securities Fund – Class 2	Seeks capital appreciation, with income as a secondary goal. Under normal market conditions, the fund invests primarily in U.S. and foreign equity securities that the investment manager believes are undervalued.	Franklin Mutual Advisers, LLC

Goldman Sachs VIT Mid Cap Value Fund – Institutional Shares	Seeks long-term capital appreciation.	Goldman Sachs Asset Management, L.P.

Goldman Sachs VIT Structured U.S. Equity Fund – Institutional Shares	Seeks long-term growth of capital.	Goldman Sachs Asset Management, L.P.

Invesco V.I. American Franchise Fund, Series I Shares (previously Invesco Van Kampen V.I. – American Franchise Fund, Series I Shares)	Seeks capital growth.	Invesco Advisers, Inc.

Invesco V.I. Core Equity Fund, Series I Shares	Seeks long-term growth of capital.	Invesco Advisers, Inc.

WELLS FARGO ADVANTAGE VARIABLE ANNUITY — PROSPECTUS 15

Investing In	Investment Objective and Policies	Investment Adviser
MFS® Investors Trust Series – Initial Class	Seeks capital appreciation.	MFS® Investment Management

MFS® Utilities Series – Initial Class	Seeks total return.	MFS® Investment Management

Oppenheimer Global Fund/VA, Service Shares (previously Oppenheimer Global Securities Fund/VA, Service Shares)	Seeks long-term capital appreciation by investing a substantial portion of its assets in securities of foreign issuers, “growth-type” companies, cyclical industries and special situations that are considered to have appreciation possibilities.	OFI Global Asset Management, Inc., adviser; OppenheimerFunds, Inc., sub-adviser.

Oppenheimer Global Strategic Income Fund/VA, Service Shares	Seeks a high level of current income principally derived from interest on debt securities.	OFI Global Asset Management, Inc., adviser; OppenheimerFunds, Inc., sub-adviser.

Putnam VT Global Health Care Fund – Class IB Shares	Seeks capital appreciation.	Putnam Investment Management, LLC, adviser; Putnam Advisory Company, LLC, sub-adviser; and Putnam Investments Limited

Putnam VT International Equity Fund – Class IB Shares	Seeks capital appreciation.	Putnam Investment Management, LLC, adviser; Putnam Advisory Company, LLC, sub-adviser; and Putnam Investments Limited

Putnam VT Multi-Cap Growth Fund – Class IB Shares	Seeks long-term capital appreciation.	Putnam Investment Management, LLC

Variable Portfolio – Partners Small Cap Value Fund (Class 3)	Seeks long-term capital appreciation.	Columbia Management Investment Advisers, LLC, adviser; Barrow, Hanley, Mewhinney & Strauss, Inc., Denver Investment Advisors LLC, Donald Smith & Co., Inc., River Road Asset Management, LLC and Turner Investment Partners, Inc., subadvisers.

Wells Fargo Advantage VT Index Asset Allocation Fund – Class 2	Seeks long-term total return, consisting of capital appreciation and current income.	Wells Fargo Funds Management, LLC, adviser; Wells Capital Management Inc., sub-adviser.

Wells Fargo Advantage VT International Equity Fund – Class 2	Seeks long-term capital appreciation.	Wells Fargo Funds Management, LLC, adviser; Wells Capital Management Inc., sub-adviser.

Wells Fargo Advantage VT Intrinsic Value Fund – Class 2	Seeks long-term capital appreciation.	Wells Fargo Funds Management, LLC, adviser; Metropolitan West Capital Management, LLC, sub-adviser.

Wells Fargo Advantage VT Omega Growth Fund – Class 2	Seeks long-term capital appreciation.	Wells Fargo Funds Management, LLC, adviser; Wells Capital Management Inc., sub-adviser.

Wells Fargo Advantage VT Opportunity Fund – Class 2	Seeks long-term capital appreciation.	Wells Fargo Funds Management, LLC, adviser; Wells Capital Management Inc., sub-adviser.

 16  WELLS FARGO ADVANTAGE VARIABLE ANNUITY — PROSPECTUS

Investing In	Investment Objective and Policies	Investment Adviser
Wells Fargo Advantage VT Small Cap Growth Fund – Class 2	Seeks long-term capital appreciation.	Wells Fargo Funds Management, LLC, adviser; Wells Capital Management Inc., sub-adviser.

Wells Fargo Advantage VT Total Return Bond Fund – Class 2	Seeks total return consisting of income and capital appreciation.	Wells Fargo Funds Management, LLC, adviser; Wells Capital Management Inc., sub-adviser.

The Guarantee Period Accounts (GPAs)

The GPAs may not be available in some states.

You may allocate purchase payments to one or more of the GPAs with guarantee periods declared by us. These periods of time may vary by state. The minimum required investment in each GPA is $1,000. There are restrictions on the amount you can allocate to these accounts as well as on transfers from these accounts (see “Buying Your Contract” and “Transfer policies”). These accounts are not offered after annuity payouts begin.

Each GPA pays an interest rate that is declared when you make an allocation to that account. That interest rate is then fixed for the guarantee period that you chose. We will periodically change the declared interest rate for any future allocations to these accounts, but we will not change the rate paid on contract value currently in a GPA.

The interest rates that we will declare as guaranteed rates in the future are determined by us at our discretion (“future rates”). We will determine Future Rates based on various factors including, but not limited to, the interest rate environment, returns we earn on investments in the nonunitized separate account we have established for the GPAs, the rates currently in effect for new and existing RiverSource Life annuities, product design, competition and RiverSource Life’s revenues and other expenses. We cannot predict nor can we guarantee what future rates will be.

You may transfer or withdraw contract value out of the GPAs within 30 days before the end of the Guarantee Period without receiving a MVA (see “Market Value Adjustment (MVA)” below). During this 30 day window you may choose to start a new Guarantee Period of the same length, transfer the contract value to another GPA, transfer the contract value to any of the subaccounts, or withdraw the contract value from the contract (subject to applicable withdrawal provisions). If we do not receive any instructions at the end of your guarantee period our current practice is to automatically transfer the contract value into the one-year fixed account.

We hold amounts you allocate to the GPAs in a “nonunitized” separate account. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the GPAs. State insurance law prohibits us from charging this separate account with liabilities of any other separate account or of our general business. We own the assets of this separate account as well as any favorable investment performance of those assets. You do not participate in the performance of the assets held in this separate account. We guarantee all benefits relating to your value in the GPAs. This guarantee is based on the continued claims-paying ability of the company’s general account. You should be aware that our general account is exposed to the risks normally associated with a portfolio of fixed-income securities, including interest rate, option, liquidity and credit risk. You should also be aware that we issue other types of insurance and financial products as well, and we also pay our obligations under these products from assets in our general account. Our general account is not segregated or insulated from the claims of our creditors. The financial statements contained in the SAI include a further discussion of the risks inherent within the investments of the general account.

We intend to construct and manage the investment portfolio relating to the separate account in such a way as to minimize the impact of fluctuations by interest rates. We seek to achieve this by constructing a portfolio of assets with a price sensitivity to interest rate changes (i.e., price duration) that is similar to the price duration of the corresponding portfolio of liabilities.

We must invest this portfolio of assets in accordance with requirements established by applicable state laws regarding the nature and quality of investments that life insurance companies may make and the percentage of their assets that they may commit to any particular type of investment. Our investment strategy will incorporate the use of a variety of debt instruments having price durations tending to match the applicable guarantee periods. These instruments include, but are not necessarily limited to, the following:

•	Securities issued by the U.S. government or its agencies or instrumentalities, which issues may or may not be guaranteed by the U.S. government;

WELLS FARGO ADVANTAGE VARIABLE ANNUITY — PROSPECTUS 17

•	Debt securities that have an investment grade, at the time of purchase, within the four highest grades assigned by any of three nationally recognized rating agencies – Standard & Poor’s, Moody’s Investors Service or Fitch (formerly Duff & Phelps) – or are rated in the two highest grades by the National Association of Insurance Commissioners;

•	Other debt instruments which are unrated or rated below investment grade, limited to 10% of assets at the time of purchase; and

•	Real estate mortgages, limited to 45% of portfolio assets at the time of acquisition.

In addition, options and futures contracts on fixed income securities will be used from time to time to achieve and maintain appropriate investment and liquidity characteristics on the overall asset portfolio.

While this information generally describes our investment strategy, we are not obligated to follow any particular strategy except as may be required by federal law and Indiana and other state insurance laws.

MARKET VALUE ADJUSTMENT (MVA)
We guarantee the contract value allocated to your GPA, including the interest credited, if you do not make any transfers or withdrawals from that GPA prior to 30 days before the end of the guarantee period. However, we will apply an MVA if a transfer or withdrawal occurs prior to this time, unless the transfer is an automated transfer from the two-year GPA as part of a dollar-cost averaging program or an Interest Sweep strategy. The MVA also affects amounts withdrawn from a GPA prior to 30 days before the end of the guarantee period that are used to purchase payouts under an annuity payout plan. We will refer to all of these transactions as “early withdrawals” in the discussion below.

When you request an early withdrawal, we adjust the early withdrawal amount by an MVA formula. The early withdrawal amount reflects the relationship between the guaranteed interest rate you are earning in your current GPA and the interest rate we are crediting on new GPAs that end at the same time as your current GPA.

The MVA is sensitive to changes in current interest rates. The magnitude of any applicable MVA will depend on our current schedule of guaranteed interest rates at the time of the withdrawal, the time remaining in your guarantee period and your guaranteed interest rate. The MVA is negative, zero or positive depending on how the guaranteed interest rate on your GPA compares to the interest rate of a new GPA for the same number of years as the Guarantee Period remaining on your GPA. This is summarized in the following table:

If your GPA rate is:	The MVA is:

Less than the new GPA rate + 0.10%	Negative

Equal to the new GPA rate + 0.10%	Zero

Greater than the new GPA rate + 0.10%	Positive

General Examples

Assume:

•	You purchase a contract and allocate part of your purchase payment to the ten-year GPA.

•	We guarantee an interest rate of 3.0% annually for your ten-year Guarantee Period.

•	After three years, you decide to make a withdrawal from your GPA. In other words, there are seven years left in your Guarantee Period.

Remember that the MVA depends partly on the interest rate of a new GPA for the same number of years as the Guarantee Period remaining on your GPA. In this case, that is seven years.

Example 1: Remember that your GPA is earning 3.0%. Assume at the time of your withdrawal new GPAs that we offer with a seven-year Guarantee Period are earning 3.5%. We add 0.10% to the 3.5% rate to get 3.6%. Your GPA’s 3.0% rate is less than the 3.6% rate and, as reflected in the table above, the MVA will be negative.

Example 2: Remember again that your GPA is earning 3.0%, and assume that new GPAs that we offer with a seven-year Guarantee Period are earning 2.5%. We add 0.10% to the 2.5% rate to get 2.6%. In this example, since your GPA’s 3.0% rate is greater than the 2.6% rate, the MVA will be positive. To determine that adjustment precisely, you will have to use the formula described below.

 18  WELLS FARGO ADVANTAGE VARIABLE ANNUITY — PROSPECTUS

Sample MVA Calculations

The precise MVA formula we apply is as follows:

Early withdrawal amount ×	[(	1 + i 1 + j + .001)	n/12	− 1 ]	= MVA

Where i	= rate earned in the GPA from which amounts are being transferred or withdrawn.

j	= current rate for a new Guaranteed Period equal to the remaining term in the current Guarantee Period.

n	= number of months remaining in the current Guarantee Period (rounded up).

Examples

Using assumptions similar to those we used in the examples above:

•	You purchase a contract and allocate part of your purchase payment to the ten-year GPA.

•	We guarantee an interest rate of 3.0% annually for your ten-year Guarantee Period.

•	After three years, you decide to make a $1,000 withdrawal from your GPA. In other words, there are seven years left in your Guarantee Period.

Example 1: You request an early withdrawal of $1,000 from your ten-year GPA earning a guaranteed interest rate of 3.0%. Assume at the time of your withdrawal new GPAs that we offer with a seven-year Guarantee Period are earning 3.5%. Using the formula above, we determine the MVA as follows:

$1,000 ×	[(	1.030 1 + .035 + .001)	84/12	− 1]	= −$39.84

In this example, the MVA is a negative $39.84.

Example 2: You request an early withdrawal of $1,000 from your ten-year GPA earning a guaranteed interest rate of 3.0%. Assume at the time of your withdrawal new GPAs that we offer with a seven-year Guarantee Period are earning 2.5%. Using the formula above, we determine the MVA as follows:

$1,000 ×	[(	1.030 1 + .025 + .001)	84/12	− 1]	= $27.61

In this example, the MVA is a positive $27.61.

Please note that when you allocate your purchase payment to the ten-year GPA and your purchase payment is in its fourth year from receipt at the beginning of the Guarantee Period, your withdrawal charge percentage is 4% if the five-year withdrawal charge schedule applies and 6% if the seven-year withdrawal charge schedule applies. (See “Charges — Withdrawal Charge.”) We do not apply MVAs to the amounts we deduct for withdrawal charges, so we would deduct the withdrawal charge from your early withdrawal after we applied the MVA. Also note that when you request an early withdrawal, we withdraw an amount from your GPA that will give you the net amount you requested after we apply the MVA and any applicable withdrawal charge, unless you request otherwise.

The current interest rate we offer on the GPA will change periodically at our discretion. It is the rate we are then paying on purchase payments, renewals and transfers paid under this class of contracts for Guarantee Period durations equaling the remaining Guarantee Period of the GPA to which the formula is being applied.

We will not apply MVAs to amounts withdrawn for annual contract charges, to amounts we pay as death claims or to automatic transfers from the two-year GPA as part of a dollar-cost averaging program or an Interest Sweep strategy. In some states, the MVA is limited.

The One-Year Fixed Account

You may allocate purchase payments or transfer accumulated value to the one-year fixed account. Some states may restrict the amount you can allocate to this account. We back the principal and interest guarantees relating to the one-year fixed account. These guarantees are based on the continued claims-paying ability of the company’s general account. You should be aware that our general account is exposed to the risks normally associated with a portfolio of fixed-income securities, including interest rate, option, liquidity and credit risk. The financial statements contained in the SAI include a further discussion of the risks inherent within the investments of the general account. The value of the one-year fixed account increases as we credit interest to the account. Purchase payments and transfers to the one-year fixed account become part of our general account. We credit and compound interest daily based on a 365-day year (366 in a leap year) so as to produce the annual effective rate which we declare. The interest rate we apply to each purchase payment or transfer to the one-year fixed account is guaranteed

WELLS FARGO ADVANTAGE VARIABLE ANNUITY — PROSPECTUS 19

for one year. Thereafter we will change the rates from time-to-time at our discretion. These rates will be based on various factors including, but not limited to, the interest rate environment, returns earned on investments backing these annuities, the rates currently in effect for new and existing RiverSource Life annuities, product design, competition, and RiverSource Life’s revenues and expenses. The guaranteed minimum interest rate offered may vary by state but will not be lower than state law allows.

There are restrictions on the amount you can allocate to this account as well as on transfers from this account (see “Buying Your Contract” and “Transfer policies”).

The one-year fixed account is not required to be registered with the SEC. The SEC staff does not review the disclosures in this prospectus on the one-year fixed account, however, disclosures regarding the one-year fixed account may be subject to certain generally applicable provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

Buying Your Contract

New contracts are not currently being offered.

We are required by law to obtain personal information from you which we will use to verify your identity. If you do not provide this information we reserve the right to refuse to issue your contract or take other steps we deem reasonable.

As the owner, you have all rights and may receive all benefits under the contract. You can own a qualified annuity or a nonqualified annuity. You can own a nonqualified annuity in joint tenancy with rights of survivorship only in spousal situations. You cannot own a qualified annuity in joint tenancy. You can become an owner if you are 85 or younger. (The age limit may be younger for qualified annuities in some states.)

When you applied, you selected (if available in your state):

•	the length of the withdrawal charge period (five or seven years)(1);

•	the optional Benefit Protector Death Benefit Rider(2);

•	the optional Benefit Protector Plus Death Benefit Rider(2);

•	the optional Enhanced Death Benefit Rider(2);

•	the optional Guaranteed Minimum Income Benefit Rider(3);

•	the one-year fixed account, GPAs and/or subaccounts in which you want to invest(4);

•	how you want to make purchase payments; and

•	a beneficiary.

(l)	Contracts issued through Ameriprise Financial Services, Inc. are only available with a seven-year withdrawal charge schedule.
(2)	You may select one of the following: the EDB, the Benefit Protector or the Benefit Protector Plus. Riders may not be available in all states. The Benefit Protector and the Benefit Protector Plus are only available if you and the annuitant are 75 or younger at contract issue. The EDB is only available if both you and the annuitant are 79 or younger at contract issue.
(3)	The GMIB is only available at the time you purchase your contract if the annuitant is 75 or younger at contract issue and you also select the EDB. Riders may not be available in all states.
(4)	Some states restrict the amount you can allocate to the GPAs and the one-year fixed account. GPAs are not available in Maryland, Oregon, Pennsylvania or Washington and may not be available in other states.

The contract provides for allocation of purchase payments to the subaccounts of the variable account, to the GPAs and/or to the one-year fixed account in even 1% increments subject to the $1,000 minimum required investment for the GPAs. For contracts with applications signed on or after June 16, 2003, the amount of any purchase payment allocated to the GPAs and the one-year fixed account in total cannot exceed 30% of the purchase payment. More than 30% of a purchase payment may be so allocated if you establish a dollar cost averaging arrangement with respect to the purchase payment according to procedures currently in effect, or you are participating according to the rules of an asset allocation model portfolio program available under the contract, if any.

We apply your purchase payments to the GPAs, one-year fixed account and subaccounts you select. If we receive your purchase payment at our corporate office before the close of business, we will credit any portion of that payment allocated to the subaccounts using the accumulation unit value we calculate on the valuation date we received the payment. If we receive an additional purchase payment at our corporate office at or after the close of business, we will credit any portion of that payment allocated to the subaccounts using the accumulation unit value we calculate on the next valuation date after we received the payment.

You may make monthly payments to your contract under a SIP. To begin the SIP, you will complete and send a form and your first SIP payment along with your application. There is no charge for SIP. You can stop your SIP payments at any time.

 20  WELLS FARGO ADVANTAGE VARIABLE ANNUITY — PROSPECTUS

In most states, you may make additional purchase payments to nonqualified and qualified annuities until the retirement date.

THE RETIREMENT DATE
Annuity payouts begin on the retirement date. When we processed your application, we established the retirement date to be the maximum age (or contract anniversary if applicable) for nonqualified annuities and Roth IRAs and for qualified annuities the date specified below. You can also select a date within the maximum limits. Your selected date can align with your actual retirement from a job, or it can be a different future date, depending on your needs and goals and on certain restrictions. You also can change the retirement date, provided you send us written instructions at least 30 days before annuity payouts begin.

For nonqualified annuities and Roth IRAs, the retirement date must be:

•	no earlier than the 30th day after the contract’s effective date; and

•	no later than the annuitant’s 85th birthday or the tenth contract anniversary, if purchased after age 75, or such other date as agreed upon by us.

For qualified annuities except Roth IRAs, to comply with IRS regulations, the retirement date generally must be:

•	for IRAs by April 1 of the year following the calendar year when the annuitant reaches age 70 1/2; or

•	for all other qualified annuities, by April 1 of the year following the calendar year when the annuitant reaches age 70 1/2 or, if later, retires (except that 5% business owners may not select a retirement date that is later than April 1 of the year following the calendar year when they reach age 70 1/2).

If you satisfy your required minimum distributions in the form of partial withdrawals from this contract, annuity payouts can start as late as the annuitant’s 85th birthday or the tenth contract anniversary, if later, or a date that has been otherwise agreed to by us.

Contract owners of IRAs and TSAs may also be able to satisfy required minimum distributions using other IRAs or TSAs, and in that case, may delay the annuity payout start date for this contract.

BENEFICIARY
We will pay to your named beneficiary the death benefit if it becomes payable before the retirement date while the contract is in force and before annuity payouts begin. If there is more than one beneficiary, we will pay each beneficiary’s designated share when we receive their completed claim. A beneficiary will bear the investment risk of the variable account until we receive the beneficiary’s completed claim. If there is no named beneficiary, the default provisions of your contract will apply. (See “Benefits in Case of Death” for more about beneficiaries.)

PURCHASE PAYMENTS
Purchase payment amounts and purchase payment timing may vary by state and be limited under the terms of your contract.

Minimum purchase payments
  If paying by SIP:

     $50 for additional payments.

  If paying by any other method:

     $100 for additional payments.

Maximum total allowable purchase payments*

     $99,999 for contracts issued through Ameriprise Financial Services, Inc.

     $1,000,000 for all other contracts.

*	This limit applies in total to all RiverSource Life annuities you own. We reserve the right to waive or increase the maximum limit. For qualified annuities, the tax-deferred retirement plan’s or the Code’s limits on annual contributions also apply.

HOW TO MAKE PURCHASE PAYMENTS

 1 By letter

Send your check along with your name and contract number to:

RiverSource Life Insurance Company
829 Ameriprise Financial Center
Minneapolis, MN 55474

WELLS FARGO ADVANTAGE VARIABLE ANNUITY — PROSPECTUS 21

 2 By SIP

Contact your investment professional to complete the necessary SIP paperwork.

LIMITATIONS ON USE OF CONTRACT
If mandated by applicable law, including, but not limited to, federal anti-money laundering laws, we may be required to reject a purchase payment. We may also be required to block an owner’s access to contract values or to satisfy other statutory obligations. Under these circumstances, we may refuse to implement requests for transfers, withdrawals or death benefits until instructions are received from the appropriate governmental authority or a court of competent jurisdiction.

Charges

ALL CONTRACTS

CONTRACT ADMINISTRATIVE CHARGE
We charge this fee for establishing and maintaining your records. We deduct $30 from the contract value on your contract anniversary or, if earlier, when the contract is fully withdrawn. We prorate this charge among the subaccounts, the GPAs and the one-year fixed account in the same proportion your interest in each account bears to your total contract value. Some states limit the amount of any contract charge allocated to the one-year fixed account.

We will waive this charge when your contract value is $50,000 or more on the current contract anniversary.

If you take a full withdrawal from your contract, we will deduct this charge at the time of withdrawal regardless of the contract value. We cannot increase the annual contract administrative charge and it does not apply after annuity payouts begin or when we pay death benefits.

VARIABLE ACCOUNT ADMINISTRATIVE CHARGE
We apply this charge daily to the subaccounts. It is reflected in the unit values of your subaccounts and it totals 0.15% of their average daily net assets on an annual basis. It covers certain administrative and operating expenses of the subaccounts such as accounting, legal and data processing fees and expenses involved in the preparation and distribution of reports and prospectuses. We cannot increase the variable account administrative charge.

MORTALITY AND EXPENSE RISK FEE
We charge these fees daily to the subaccounts. The unit values of your subaccounts reflect these fees. These fees cover the mortality and expense risk that we assume. These fees do not apply to the GPAs or the one-year fixed account. We cannot increase these fees.

These fees are based on the withdrawal charge schedule and death benefits that apply to your contract.

	Seven-year withdrawal	Five-year withdrawal
	charge schedule	charge schedule

Standard Death Benefit	1.05%	1.30%

Enhanced Death Benefit Rider	1.25	1.50

Mortality risk arises because of our guarantee to pay a death benefit and our guarantee to make annuity payouts according to the terms of the contract, no matter how long a specific owner or annuitant lives and no matter how long our entire group of owners or annuitants live. If, as a group, owners or annuitants outlive the life expectancy we assumed in our actuarial tables, then we must take money from our general assets to meet our obligations. If, as a group, owners or annuitants do not live as long as expected, we could profit from the mortality risk fee. We deduct the mortality risk fee from the subaccounts during the annuity payout period even if the annuity payout plan does not involve a life contingency.

Expense risk arises because we cannot increase the contract administrative charge or the variable account administrative charge and these charges may not cover our expenses. We would have to make up any deficit from our general assets. We could profit from the expense risk fee if future expenses are less than expected.

The subaccounts pay us the mortality and expense risk fee they accrued as follows:

•	first, to the extent possible, the subaccounts pay this fee from any dividends distributed from the funds in which they invest;

•	then, if necessary, the funds redeem shares to cover any remaining fees payable.

We may use any profits we realize from the subaccounts’ payment to us of the mortality and expense risk fee for any proper corporate purpose, including, among others, payment of distribution (selling) expenses. We do not expect that the withdrawal charge will cover sales and distribution expenses.

 22  WELLS FARGO ADVANTAGE VARIABLE ANNUITY — PROSPECTUS

WITHDRAWAL CHARGE
You select the withdrawal charge period at the time of your application for the contract. Contracts issued through Ameriprise Financial Services, Inc. are available only with a seven-year withdrawal charge schedule. The withdrawal charge percentages that apply to you are shown in your contract. In addition, amounts withdrawn from a GPA more than 30 days before the end of the applicable Guarantee Period will be subject to a MVA. (See “The Fixed Accounts — Market Value Adjustment (MVA).”)

If you withdraw all or part of your contract value, a withdrawal charge applies if all or part of the withdrawal amount is from any purchase payment we received less than six or eight years before the date of withdrawal.

Each time you make a purchase payment under the contract, a withdrawal charge attaches to that purchase payment. The withdrawal charge percentage for each purchase payment declines according to a schedule shown in the contract. For example, if you selected the seven-year schedule, during the first two years after a purchase payment is made, the withdrawal charge percentage attached to that payment is 8%. The withdrawal charge percentage for that payment during the seventh year after it is made is 2%. At the beginning of the eighth year after that purchase payment is made, and thereafter, there is no withdrawal charge as to that payment.

You may withdraw an amount during any contract year without incurring a withdrawal charge. We call this amount the Total Free Amount (“TFA”). The TFA is the amount of your contract value that you may withdraw without incurring a withdrawal charge. Amounts withdrawn in excess of the Total Free Amount may be subject to a withdrawal charge as described below. The Total Free Amount is defined as the maximum of (a) and (b) where:

(a)	is 15% of your prior anniversary’s contract value; and

(b)	is current contract earnings.

NOTE: We determine current contract earnings (CE) by looking at the entire contract value (CV), not the earnings of any particular subaccount, GPA or the one-year fixed account. If the contract value is less than purchase payments received and not previously withdrawn (PPNPW) then contract earnings are zero. We consider your initial purchase payment to be the prior anniversary’s contract value during the first contract year.

For purposes of calculating any withdrawal charge, we treat amounts withdrawn from your contract value in the following order:

1.	First, in each contract year, we withdraw amounts totaling up to 15% of your prior anniversary’s contract value.

2.	Next, we withdraw contract earnings, if any, that are greater than the amount described in number one above. We do not assess a withdrawal charge on contract earnings.

3.	Next we withdraw purchase payments received prior to the withdrawal charge period shown in your contract. We do not assess a withdrawal charge on these purchase payments.

4.	Finally, if necessary, we withdraw purchase payments received that are still within the withdrawal charge period you selected and shown in your contract. We withdraw these payments on a “first-in, first-out” (FIFO) basis. We do assess a withdrawal charge on these payments.

NOTE: After withdrawing earnings in numbers one and two above, we next withdraw enough additional contract value (ACV) to meet your requested withdrawal amount. If the amount described in number one above was greater than contract earnings prior to the withdrawal, the excess (XSF) will be excluded from the purchase payments being withdrawn that were received most recently when calculating the withdrawal charge. We determine the amount of purchase payments being withdrawn (PPW) in numbers three and four above as:

PPW	=	XSF	+	(ACV – XSF) (CV – TFA)	×	(PPNPW – XSF)

If the additional contract value withdrawn is less than XSF, then PPW will equal ACV.

We determine your withdrawal charge by multiplying each of your payments withdrawn by the applicable withdrawal charge percentage, and then adding the total withdrawal charges.

WELLS FARGO ADVANTAGE VARIABLE ANNUITY — PROSPECTUS 23

The withdrawal charge percentage depends on the number of years since you made the payments that are withdrawn, depending on the schedule you selected*:

Five-year schedule		Seven-year schedule
Years from purchase	Withdrawal charge	Years from purchase	Withdrawal charge
payment receipt	percentage	payment receipt	percentage

1	8%	1	8%

2	8	2	8

3	6	3	7

4	4	4	6

5	2	5	5

Thereafter	0	6	4

		7	2

		Thereafter	0

*	Contracts issued through Ameriprise Financial Services, Inc. are only available with a seven-year withdrawal charge schedule.

For a partial withdrawal that is subject to a withdrawal charge, the amount we actually deduct from your contract value will be the amount you request plus any applicable withdrawal charge. The withdrawal charge percentage is applied to this total amount. We pay you the amount you requested.

The amount of purchase payments withdrawn is calculated using a prorated formula based on the percentage of contract value being withdrawn. As a result, the amount of purchase payments withdrawn may be greater than the amount of contract value withdrawn.

Withdrawal charge under Annuity Payout Plan E — Payouts for a specified period: If you are receiving variable annuity payments under this annuity payout plan, you can choose to take a withdrawal. The amount that you can withdraw is the present value of any remaining variable payouts. The discount rate we use in the calculation will be 5.17% for the assumed investment return of 3.5% and 6.67% for the assumed investment return of 5.0%. The withdrawal charge equals the present value of the remaining payouts using the assumed investment return minus the present value of the remaining payouts using the discount rate. (See “Charges — Withdrawal Charge” and “The Annuity Payout Period — Annuity Payout Plans.”)

Withdrawal charge calculation example
The following is an example of the calculation we would make to determine the withdrawal charge on a contract with a seven-year withdrawal charge schedule with this history:

•	We receive these payments

– $10,000 initial;

– $8,000 on the sixth contract anniversary; and

– $6,000 on the eighth contract anniversary; and

•	You withdraw the contract for its total withdrawal value of $38,101 during the tenth contract year and make no other withdrawals during that contract year; and

•	The prior anniversary contract value is $38,488.

Withdrawal
Charge	Explanation

$0	$5,773.20 is 15% of the prior anniversary’s contract value withdrawn without withdrawal charge; and
0	$8,327.80 is contract earnings in excess of the 15% TFA withdrawal amount withdrawn without withdrawal charge; and
0	$10,000 initial purchase payment was received eight or more years before withdrawal and is withdrawn without withdrawal charge; and
480	$8,000 purchase payment is in its fourth year from receipt, withdrawn with a 6% withdrawal charge; and
420	$6,000 purchase payment is in its third year from receipt withdrawn with a 7% withdrawal charge

$900

Waiver of withdrawal charges
We do not assess withdrawal charges for:

•	withdrawals of any contract earnings;

 24  WELLS FARGO ADVANTAGE VARIABLE ANNUITY — PROSPECTUS

•	withdrawals of amounts totaling up to 15% of your prior contract anniversary’s contract value to the extent it exceeds contract earnings;

•	required minimum distributions from a qualified annuity to the extent that they exceed the free amount. The amount on which withdrawal charges are waived can be no greater than the RMD amount calculated under your specific contract currently in force;

•	contracts settled using an annuity payout plan;

•	withdrawals made as a result of one of the “Contingent events” described below to the extent permitted by state law (see your contract for additional conditions and restrictions); and

•	death benefits.

Contingent events

•	Withdrawals you make if you or the annuitant are confined to a hospital or nursing home and have been for the prior 60 days. Your contract will include this provision when you and the annuitant are under age 76 at contract issue. You must provide proof satisfactory to us of the confinement as of the date you request the withdrawal.

•	To the extent permitted by state law, withdrawals you make if you or the annuitant are diagnosed in the second or later contract years as disabled with a medical condition that with reasonable medical certainty will result in death within 12 months or less from the date of the licensed physician’s statement. You must provide us with a licensed physician’s statement containing the terminal illness diagnosis and the date the terminal illness was initially diagnosed.

•	Withdrawals you make if you or the annuitant become disabled within the meaning of the Code Section 72(m)(7) after contract issue. The disabled person must also be receiving Social Security disability or state long term disability benefits. The disabled person must be age 70 or younger at the time of withdrawal. You must provide us with a signed letter from the disabled person stating that he or she meets the above criteria, a legible photocopy of Social Security disability or state long term disability benefit payments and the application for such payments.

•	Withdrawals you make once a year if you or the annuitant become unemployed at least one year after contract issue, up to the following amounts each year:

(a)	25% of your prior anniversary’s contract value (or $10,000 if greater) if the unemployment condition is met for at least 30 straight days; or

(b)	50% of your prior anniversary’s contract value (or $10,000 if greater) if the unemployment condition is met for at least 180 straight days.

The unemployment condition is met if the unemployed person is currently receiving unemployment compensation from a government unit of the United States, whether federal or state. You must provide us with a signed letter from the unemployed person stating that he or she meets the above criteria with a legible photocopy of the unemployment benefit payments meeting the above criteria with regard to dates.

Possible group reductions: In some cases we may incur lower sales and administrative expenses due to the size of the group, the average contribution and the use of group enrollment procedures. In such cases, we may be able to reduce or eliminate the contract administrative and withdrawal charges. However, we expect this to occur infrequently.

FUND FEES AND EXPENSES
There are deductions from and expenses paid out of the assets of the funds that are described in the prospectuses for those funds. (See “Annual Operating Expenses of the Funds.”)

PREMIUM TAXES
Certain state and local governments impose premium taxes on us (up to 3.5%). These taxes depend upon your state of residence or the state in which the contract was issued. Currently, we deduct any applicable premium tax when annuity payouts begin, but we reserve the right to deduct this tax at other times such as when you make purchase payments or when you make a full withdrawal from your contract.

OPTIONAL DEATH BENEFIT CHARGES

BENEFIT PROTECTOR DEATH BENEFIT RIDER FEE
We charge a fee for the optional feature only if you select it. If selected, we deduct 0.25% of your contract value on your contract anniversary. We prorate this fee among the GPAs, the one-year fixed account and the subaccounts in the same proportion your interest in each account bears to your total contract value.

If the contract is terminated for any reason other than death or when annuity payouts begin, we will deduct the fee from the proceeds payable adjusted for the number of calendar days coverage was in place since we last deducted the fee. We cannot

WELLS FARGO ADVANTAGE VARIABLE ANNUITY — PROSPECTUS 25

increase this annual charge after the rider effective date and it does not apply after annuity payouts begin or when we pay death benefits.

BENEFIT PROTECTOR PLUS DEATH BENEFIT RIDER FEE
We charge a fee for the optional feature only if you select it. If selected, we deduct 0.40% of your contract value on your contract anniversary. We prorate this fee among the GPAs, the one-year fixed account and the subaccounts in the same proportion your interest in each account bears to your total contract value.

If the contract is terminated for any reason other than death or when annuity payouts begin, we will deduct the fee from the proceeds payable adjusted for the number of calendar days coverage was in place since we last deducted the fee. We cannot increase this annual fee after the rider effective date and it does not apply after annuity payouts begin or when we pay death benefits.

OPTIONAL LIVING BENEFITS

GUARANTEED MINIMUM INCOME BENEFIT RIDER (GMIB) FEE*
We charge an annual fee (currently 0.70%) based on the GMIB benefit base for this optional feature only if you select it. If selected, we deduct the fee from the contract value on your contract anniversary at the end of each contract year. We prorate the GMIB fee among the subaccounts, the GPAs and the one-year fixed account in the same proportion your interest in each account bears to your total contract value. If the contract is terminated for any reason or when annuity payouts begin, we will deduct the GMIB fee from the proceeds payable adjusted for the number of calendar days coverage was in place. We cannot increase the GMIB fee after the rider effective date and it does not apply after annuity payouts begin. For details on how we calculate the fee, see “Optional Benefits — Guaranteed Minimum Income Benefit Rider.”

*	For applications signed prior to May 1, 2003, the following annual current rider charges apply: GMIB – 0.30%.

Valuing Your Investment

We value your accounts as follows:

We value your accounts as follows:

GPAs AND ONE-YEAR FIXED ACCOUNT
We value the amounts you allocated to the GPAs and the one-year fixed account directly in dollars. The value of these accounts equals:

•	the sum of your purchase payments and transfer amounts allocated to the one-year fixed account and the GPAs (including any positive or negative MVA on amounts transferred from the GPAs to the one-year fixed account);

•	plus interest credited;

•	minus the sum of amounts withdrawn (including any applicable withdrawal charges) and amounts transferred out;

•	minus any prorated portion of the contract administrative charge; and

•	minus the prorated portion of the fee for any of the following optional benefits you have selected:

– Benefit Protector rider

– Benefit Protector Plus rider

– Guaranteed Minimum Income Benefit rider

SUBACCOUNTS
We convert amounts you allocated to the subaccounts into accumulation units. Each time you make a purchase payment or transfer amounts into one of the subaccounts, we credit a certain number of accumulation units to your contract for that subaccount. Conversely, we subtract a certain number of accumulation units from your contract each time you take a partial withdrawal, transfer amounts out of a subaccount, or we assess a contract administrative charge, a withdrawal charge or fee for any optional riders with annual charges (if applicable).

The accumulation units are the true measure of investment value in each subaccount during the accumulation period. They are related to, but not the same as, the net asset value of the fund in which the subaccount invests. The dollar value of each accumulation unit can rise or fall daily depending on the variable account expenses, performance of the fund and on certain fund expenses.

Here is how we calculate accumulation unit values:

Number of units: To calculate the number of accumulation units for a particular subaccount we divide your investment by the current accumulation unit value.

 26  WELLS FARGO ADVANTAGE VARIABLE ANNUITY — PROSPECTUS

Accumulation unit value: The current accumulation unit value for each subaccount equals the last value times the subaccount’s current net investment factor.

We determine the net investment factor by:

•	adding the fund’s current net asset value per share, plus the per share amount of any accrued income or capital gain dividends to obtain a current adjusted net asset value per share; then

•	dividing that sum by the previous adjusted net asset value per share; and

•	subtracting the percentage factor representing the mortality and expense risk fee and the variable account administrative charge from the result.

Because the net asset value of the fund may fluctuate, the accumulation unit value may increase or decrease. You bear all the investment risk in a subaccount.

Factors that affect subaccount accumulation units: accumulation units may change in two ways — in number and in value.

The number of accumulation units you own may fluctuate due to:

•	additional purchase payments you allocate to the subaccounts;

•	transfers into or out of the subaccounts (including any positive or negative MVA on amounts transferred from the GPAs);

•	partial withdrawals;

•	withdrawal charges;

and the deduction of a prorated portion of:

•	the contract administrative charge;

•	the fee for any of the following optional benefits you have selected:

– Benefit Protector rider

– Benefit Protector Plus rider

– Guaranteed Minimum Income Benefit rider

Accumulation unit values will fluctuate due to:

•	changes in fund net asset value;

•	fund dividends distributed to the subaccounts;

•	fund capital gains or losses;

•	fund operating expenses; and

•	mortality and expense risk fee and the variable account administrative charge.

Making the Most of Your Contract

AUTOMATED DOLLAR-COST AVERAGING
Currently, you can use automated transfers to take advantage of dollar-cost averaging (investing a fixed amount at regular intervals). For example, you might transfer a set amount monthly from a relatively conservative subaccount to a more aggressive one, or to several others, or from the one-year fixed account or the two-year GPA (without a MVA) to one or more subaccounts. The three to ten year GPAs are not available for automated transfers. You can also obtain the benefits of dollar-cost averaging by setting up regular automatic SIP payments or by establishing an Interest Sweep strategy. Interest Sweeps are a monthly transfer of the interest earned from either the one-year fixed account or the two-year GPA into the subaccounts of your choice. If you participate in an Interest Sweep strategy the interest you earn will be less than the annual interest rate we apply because there will be no compounding. There is no charge for dollar-cost averaging.

This systematic approach can help you benefit from fluctuations in accumulation unit values caused by fluctuations in the market values of the funds. Since you invest the same amount each period, you automatically acquire more units when the market value falls and fewer units when it rises. The potential effect is to lower your average cost per unit.

WELLS FARGO ADVANTAGE VARIABLE ANNUITY — PROSPECTUS 27

How dollar-cost averaging works

					Number
			Amount	Accumulation	of units
By investing an equal number of dollars each month ...		Month	invested	unit value	purchased

		Jan	$100	$20	5.00

		Feb	100	18	5.56

you automatically buy		Mar	100	17	5.88

more units when the	è	Apr	100	15	6.67

per unit market price is low...		May	100	16	6.25

		Jun	100	18	5.56

		Jul	100	17	5.88

and fewer units		Aug	100	19	5.26

when the per unit	è	Sept	100	21	4.76

market price is high.		Oct	100	20	5.00

You paid an average price of $17.91 per unit over the 10 months, while the average market price actually was $18.10.

Dollar-cost averaging does not guarantee that any subaccount will gain in value nor will it protect against a decline in value if market prices fall. Because dollar-cost averaging involves continuous investing, your success will depend upon your willingness to continue to invest regularly through periods of low price levels. Dollar-cost averaging can be an effective way to help meet your long-term goals. For specific features contact your investment professional.

TIERED DOLLAR-COST AVERAGING (TIERED DCA) PROGRAM
If your net contract value(1) is at least $10,000, you can choose to participate in the Tiered DCA program. There is no charge for the Tiered DCA program. Under the Tiered DCA program, you can allocate a new purchase payment to one of two special Tiered DCA accounts. We determine which Tiered DCA account you are eligible for as follows:

If your net contract value(1) is ...	we allocate your new purchase payments to:

$10,000 – $49,999	Tier 1 DCA

account $50,000 or more	Tier 2 DCA account(2)

(1)	“Net contract value” equals your current contract value plus any new purchase payment you make. If this is a new contract funded by purchase payments from multiple sources, we determine your net contract value based on the purchase payments, withdrawal requests and exchange requests submitted with your application.
(2)	You cannot allocate your new purchase payments to a Tier 1 DCA account if you are eligible to participate in a Tier 2 DCA account.

You may only allocate a new purchase payment of at least $1,000 to the Tiered DCA account for which you are eligible. You cannot transfer existing contract values into the Tiered DCA account. Each Tiered DCA account lasts for only six months from the time we receive your first purchase payment. We make monthly transfers of your total Tiered DCA account value into the GPAs, the one-year fixed account and/or subaccounts you select over the six-month period. If you elect to transfer into a GPA, you must meet the $1,000 minimum required investment limitation for each transfer.

We reserve the right to credit a lower interest rate to each Tiered DCA account if you select the GPAs or the one-year fixed account as part of your Tiered DCA transfers. We credit higher rates on the Tier 2 DCA account than on the Tier 1 DCA account. We will change the interest rate on each Tiered DCA account from time to time at our discretion. From time to time, we may credit interest to the Tiered DCA account at promotional rates that are higher than those we credit to the one-year fixed account. We base these rates on competition and on the interest rate we are crediting to the one-year fixed account at the time of the change. Once we credit interest to a particular purchase payment, that rate does not change even if we change the rate we credit on new purchase payments or if your net contract value changes.

We credit each Tiered DCA account with current guaranteed annual rate that is in effect on the date we receive your purchase payment. However, we credit this annual rate over the six-month period on the balance remaining in your Tiered DCA account. Therefore, the net effective interest rate you receive is less than the stated annual rate. We do not credit this interest after we transfer the value out of the Tiered DCA account into the accounts you selected.

If you make additional purchase payments while a Tiered DCA account term is in progress, the amounts you allocate to an existing Tiered DCA account will be transferred out of the Tiered DCA account over the reminder of the term. If you are funding a Tiered DCA account from multiple sources, we apply each purchase payment to the account and credit interest on that purchase payment on the date we receive it. This means that all purchase payments may not be in the Tiered DCA account at the beginning of the six-month period. Therefore, you may receive less total interest than you would have if all your purchase payments were in the Tiered DCA account from the beginning. If we receive any of your multiple payments

 28  WELLS FARGO ADVANTAGE VARIABLE ANNUITY — PROSPECTUS

after the six-month period ends, you can either allocate those payments to a new Tiered DCA account (if available) or to any other accounts available under your contract.

You cannot participate in the Tiered DCA program if you are making payments under a Systematic Investment Plan. You may simultaneously participate in the Tiered DCA program and the asset-rebalancing program as long as your subaccount allocation is the same under both programs. If you elect to change your subaccount allocation under one program, we automatically will change it under the other program so they match. If you participate in more than one Tiered DCA account, the asset allocation for each account may be different as long as you are not also participating in the asset-rebalancing program.

You may terminate your participation in the Tiered DCA program at any time. If you do, we will not credit the current guaranteed annual interest rate on any remaining Tiered DCA account balance. We will transfer the remaining balance from your Tiered DCA account to the other accounts you selected for your DCA transfers or we will allocate it in any manner you specify. Similarly, if we cannot accept any additional purchase payments into the Tiered DCA program, we will allocate the purchase payments to the other accounts you selected for your DCA transfers or in any other manner you specify.

We can modify the terms or discontinue the Tiered DCA program at any time. Any modifications will not affect any purchase payments that are already in a Tiered DCA account. For more information on the Tiered DCA program, contact your investment professional.

The Tiered DCA program does not guarantee that any subaccount will gain in value nor will it protect against a decline in value if market prices fall. Because dollar-cost averaging involves continuous investing, your success will depend upon your willingness to continue to invest regularly through periods of low price levels. Dollar-cost averaging can be an effective way to help meet your long-term goals.

ASSET REBALANCING
You can ask us in writing to automatically rebalance the subaccount portion of your contract value either quarterly, semiannually, or annually. The period you select will start to run on the date we record your request. On the first valuation date of each of these periods, we automatically will rebalance your contract value so that the value in each subaccount matches your current subaccount percentage allocations. These percentage allocations must be in whole numbers. Asset rebalancing does not apply to the GPAs or the one-year fixed account. There is no charge for asset rebalancing. The contract value must be at least $2,000.

You can change your percentage allocations or your rebalancing period at any time by contacting us in writing. If you are also participating in the Tiered DCA program and you change your subaccount asset allocation for the asset rebalancing program, we will change your subaccount asset allocation under the Tiered DCA program to match. We will restart the rebalancing period you selected as of the date we record your change. You also can ask us in writing to stop rebalancing your contract value. You must allow 30 days for us to change any instructions that currently are in place. For more information on asset rebalancing, contact your investment professional.

TRANSFERRING AMONG ACCOUNTS
You may transfer contract value from any one subaccount, GPAs or the one-year fixed account, to another subaccount before annuity payouts begin. Certain restrictions apply to transfers involving the GPAs and the one-year fixed account.

The date your request to transfer will be processed depends on when we receive it:

•	If we receive your transfer request at our corporate office in good order before the close of business, we will process your transfer using the accumulation unit value we calculate on the valuation date we received your transfer request.

•	If we receive your transfer request at our corporate office in good order at or after the close of business, we will process your transfer using the accumulation unit value we calculate on the next valuation date after we received your transfer request.

There is no charge for transfers. Before making a transfer, you should consider the risks involved in changing investments. Transfers out of the GPAs will be subject to an MVA if done more than 30 days before the end of the guarantee period unless the transfer is an automated transfer from the two-year GPA as part of a dollar-cost averaging program or an Interest Sweep strategy.

We may suspend or modify transfer privileges at any time.

For information on transfers after annuity payouts begin, see “Transfer policies” below.

Transfer policies

•	Before annuity payouts begin, you may transfer contract values between the subaccounts, or from the subaccounts to the GPAs and the one-year fixed account at any time. However, if you made a transfer from the one-year fixed account to the

WELLS FARGO ADVANTAGE VARIABLE ANNUITY — PROSPECTUS 29

subaccounts or the GPAs, you may not make a transfer from any subaccount or GPA back to the one-year fixed account for six months following that transfer. We reserve the right to further limit transfers to the GPAs and one-year fixed account if the interest rate we are then currently crediting to the one-year fixed account is equal to the minimum interest rate stated in the contract.

•	It is our general policy to allow you to transfer contract values from the one-year fixed account to the subaccounts or the GPAs once a year on or within 30 days before or after the contract anniversary (except for automated transfers, which can be set up at any time for certain transfer periods subject to certain minimums). Transfers from the one-year fixed account are not subject to a MVA. For contracts issued before June 16, 2003, we have removed this restriction, and you may transfer contract values from the one-year fixed account to the subaccounts at any time. We will inform you at least 30 days in advance of the day we intend to reimpose this restriction.

For contracts with applications signed on or after June 16, 2003, the amount of contract value transferred to the GPAs and the one-year fixed account cannot result in the value of the GPAs and the one-year fixed account in total being greater than 30% of the contract value. The time limitations on transfers from the GPAs and one-year fixed account will be enforced, and transfers out of the GPAs and one-year fixed account are limited to 30% of the GPA and one-year fixed account values at the beginning of the contract year or $10,000, whichever is greater. Because of this limitation, it may take you several years to transfer all your contract value from the one-year fixed account. You should carefully consider whether the one-year fixed account meets your investment criteria before you invest.

•	You may transfer contract values from a GPA any time after 60 days of transfer or payment allocation to the account. Transfers made more than 30 days before the end of the Guarantee Period will receive a MVA*, which may result in a gain or loss of contract value.

•	If we receive your request on or within 30 days before or after the contract anniversary date, the transfer from the one-year fixed account to the GPAs will be effective on the valuation date we receive it.

•	If you select a variable payout, once annuity payouts begin, you may make transfers once per contract year among the subaccounts and we reserve the right to limit the number of subaccounts in which you may invest.

•	Once annuity payouts begin, you may not make any transfers to the GPAs.

*	Unless the transfer is an automated transfer from the two-year GPA as part of a dollar-cost averaging program or an Interest Sweep strategy.

Market Timing
Market timing can reduce the value of your investment in the contract. If market timing causes the returns of an underlying fund to suffer, contract value you have allocated to a subaccount that invests in that underlying fund will be lower too. Market timing can cause you, any joint owner of the contract and your beneficiary(ies) under the contract a financial loss.

Funds available as investment options under the contract that invest in securities that trade in overseas securities markets may be at greater risk of loss from market timing, as market timers may seek to take advantage of changes in the values of securities between the close of overseas markets and the close of U.S. markets. Also, the risks of market timing may be greater for underlying funds that invest in securities such as small cap stocks, high yield bonds, or municipal securities, that may be traded infrequently.

We seek to prevent market timing. Market timing is frequent or short-term trading activity. We do not accommodate short-term trading activities. Do not buy a contract if you wish to use short-term trading strategies to manage your investment. The market timing policies and procedures described below apply to transfers among the subaccounts within the contract. The underlying funds in which the subaccounts invest have their own market timing policies and procedures. The market timing policies of the underlying funds may be more restrictive than the market timing policies and procedures we apply to transfers among the subaccounts of the contract, and may include redemption fees. We reserve the right to modify our market timing policies and procedures at any time without prior notice to you.

Market timing may hurt the performance of an underlying fund in which a subaccount invests in several ways, including but not necessarily limited to:

•	diluting the value of an investment in an underlying fund in which a subaccount invests;

•	increasing the transaction costs and expenses of an underlying fund in which a subaccount invests; and,

•	preventing the investment adviser(s) of an underlying fund in which a subaccount invests from fully investing the assets of the fund in accordance with the fund’s investment objectives.

 30  WELLS FARGO ADVANTAGE VARIABLE ANNUITY — PROSPECTUS

In order to help protect you and the underlying funds from the potentially harmful effects of market timing activity, we apply the following market timing policy to discourage frequent transfers of contract value among the subaccounts of the variable account:

We try to distinguish market timing from transfers that we believe are not harmful, such as periodic rebalancing for purposes of an asset allocation, dollar-cost averaging and asset rebalancing program that may be described in this prospectus. There is no set number of transfers that constitutes market timing. Even one transfer in related accounts may be market timing. We seek to restrict the transfer privileges of a contract owner who makes more than three subaccount transfers in any 90 day period. We also reserve the right to refuse any transfer request, if, in our sole judgment, the dollar amount of the transfer request would adversely affect unit values.

If we determine, in our sole judgment, that your transfer activity constitutes market timing, we may modify, restrict or suspend your transfer privileges to the extent permitted by applicable law, which may vary based on the state law that applies to your contract and the terms of your contract. These restrictions or modifications may include, but not be limited to:

•	requiring transfer requests to be submitted only by first-class U.S. mail;

•	not accepting hand-delivered transfer requests or requests made by overnight mail;

•	not accepting telephone or electronic transfer requests;

•	requiring a minimum time period between each transfer;

•	not accepting transfer requests of an agent acting under power of attorney;

•	limiting the dollar amount that you may transfer at any one time;

•	suspending the transfer privilege; or

•	modifying instructions under an automated transfer program to exclude a restricted fund if you do not provide new instructions.

Subject to applicable state law and the terms of each contract, we will apply the policy described above to all contract owners uniformly in all cases. We will notify you in writing after we impose any modification, restriction or suspension of your transfer rights.

We cannot guarantee that we will be able to identify and restrict all market timing activity. Because we exercise discretion in applying the restrictions described above, we cannot guarantee that we will be able to restrict all market timing activity. In addition, state law and the terms of some contracts may prevent us from stopping certain market timing activity. Market timing activity that we are unable to identify and/or restrict may impact the performance of the underlying funds and may result in lower contract values.

In addition to the market timing policy described above, which applies to transfers among the subaccounts within your contract, you should carefully review the market timing policies and procedures of the underlying funds. The market timing policies and procedures of the underlying funds may be materially different than those we impose on transfers among the subaccounts within your contract and may include mandatory redemption fees as well as other measures to discourage frequent transfers. As an intermediary for the underlying funds, we are required to assist them in applying their market timing policies and procedures to transactions involving the purchase and exchange of fund shares. This assistance may include, but not be limited to, providing the underlying fund upon request with your Social Security Number, Taxpayer Identification Number or other United States government-issued identifier, and the details of your contract transactions involving the underlying fund. An underlying fund, in its sole discretion, may instruct us at any time to prohibit you from making further transfers of contract value to or from the underlying fund, and we must follow this instruction. We reserve the right to administer and collect on behalf of an underlying fund any redemption fee imposed by an underlying fund. Market timing policies and procedures adopted by underlying funds may affect your investment in the contract in several ways, including but not limited to:

•	Each fund may restrict or refuse trading activity that the fund determines, in its sole discretion, represents market timing.

•	Even if we determine that your transfer activity does not constitute market timing under the market timing policies described above which we apply to transfers you make under the contract, it is possible that the underlying fund’s market timing policies and procedures, including instructions we receive from a fund may require us to reject your transfer request. For example, while we disregard transfers permitted under any asset allocation, dollar-cost averaging and asset rebalancing programs that may be described in this prospectus, we cannot guarantee that an underlying fund’s market timing policies and procedures will do so. Orders we place to purchase fund shares for the variable account are subject to acceptance by the fund. We reserve the right to reject without prior notice to you any transfer request if the fund does not accept our order.

•	Each underlying fund is responsible for its own market timing policies, and we cannot guarantee that we will be able to implement specific market timing policies and procedures that a fund has adopted. As a result, a fund’s returns might be adversely affected, and a fund might terminate our right to offer its shares through the variable account.

WELLS FARGO ADVANTAGE VARIABLE ANNUITY — PROSPECTUS 31

•	Funds that are available as investment options under the contract may also be offered to other intermediaries who are eligible to purchase and hold shares of the fund, including without limitation, separate accounts of other insurance companies and certain retirement plans. Even if we are able to implement a fund’s market timing policies, we cannot guarantee that other intermediaries purchasing that same fund’s shares will do so, and the returns of that fund could be adversely affected as a result.

For more information about the market timing policies and procedures of an underlying fund, the risks that market timing pose to that fund, and to determine whether an underlying fund has adopted a redemption fee, see that fund’s prospectus.

HOW TO REQUEST A TRANSFER OR WITHDRAWAL

 1 By letter

Send your name, contract number, Social Security Number or Taxpayer Identification Number* and signed request for a transfer or withdrawal to our corporate office:

RiverSource Life Insurance Company
829 Ameriprise Financial Center
Minneapolis, MN 55474

Minimum amount
Transfers or withdrawals:  $500 or entire account balance

Maximum amount
Transfers or withdrawals:  Contract value or entire account balance

*	Failure to provide a Social Security Number or Taxpayer Identification Number may result in mandatory tax withholding on the taxable portion of the distribution.

 2  By automated transfers and automated partial withdrawals

Your investment professional can help you set up automated transfers or partial withdrawals among your GPAs, one-year fixed account or the subaccounts.

You can start or stop this service by written request or other method acceptable to us.

You must allow 30 days for us to change any instructions that are currently in place.

•	Automated transfers from the one-year fixed account to any one of the subaccounts may not exceed an amount that, if continued, would deplete the one-year fixed account within 12 months. For contracts issued before June 16, 2003, we have removed this restriction, and you may transfer contract values from the one-year fixed account to the subaccounts at any time. We will inform you at least 30 days in advance of the day we intend to reimpose this restriction.

For contracts with applications signed on or after June 16, 2003, the time limitations on transfers from the one-year fixed account will be enforced, and transfers out of the one-year fixed account are limited to 30% of the one-year fixed account values at the beginning of the contract year or $10,000, whichever is greater.

•	Automated withdrawals may be restricted by applicable law under some contracts.

•	You may not make additional purchase payments if automated partial withdrawals are in effect.

•	Automated partial withdrawals may result in income taxes and penalties on all or part of the amount withdrawn.

Minimum amount
Transfers or withdrawals:  $100 monthly
                           $250 quarterly, semiannually or annually

 3 By phone

Call:
1-800-333-3437

Minimum amount
Transfers or withdrawals:  $500 or entire account balance

Maximum amount
Transfers:                           Contract value or entire account balance
Withdrawals:                      $25,000

 32  WELLS FARGO ADVANTAGE VARIABLE ANNUITY — PROSPECTUS

We answer telephone requests promptly, but you may experience delays when the call volume is unusually high. If you are unable to get through, use the mail procedure as an alternative.

We will honor any telephone transfer or withdrawal requests that we believe are authentic and we will use reasonable procedures to confirm that they are. This includes asking identifying questions and recording calls. We will not allow a telephone withdrawal within 30 days of a phoned-in address change. As long as we follow the procedures, we (and our affiliates) will not be liable for any loss resulting from fraudulent requests.

Telephone transfers and withdrawals are automatically available. You may request that telephone transfers and withdrawals not be authorized from your account by writing to us.

Withdrawals

You may withdraw all or part of your contract at any time before annuity payouts begin by sending us a written request or calling us. If we receive your withdrawal request in good order at our corporate office before the close of business, we will process your withdrawal using accumulation unit value we calculate on the valuation date we received your withdrawal request. If we receive your withdrawal request our corporate office at or after the close of business, we will process your withdrawal using the accumulation unit value we calculate on the next valuation date after we received your withdrawal request. We may ask you to return the contract. You may have to pay a contract administrative charge, withdrawal charges or any applicable optional rider charges (see “Charges”) and federal income taxes and penalties. State and local income taxes may also apply (see “Taxes”). You cannot make withdrawals after annuity payouts begin except under Plan E. (See “The Annuity Payout Period — Annuity Payout Plans.”)

Any partial withdrawals you take under the contract will reduce your contract value. As a result, the value of your death benefit or any optional benefits you have elected will also be reduced (see “Optional Benefits”). In addition, withdrawals you are required to take to satisfy RMDs under the Code may reduce the value of certain death benefits and optional benefits (see “Taxes — Qualified Annuities — Required Minimum Distributions”).

WITHDRAWAL POLICIES
If you have a balance in more than one account and you request a partial withdrawal, we will automatically withdraw from all your subaccounts, GPAs and/or the one-year fixed account in the same proportion as your value in each account correlates to your total contract value, unless requested otherwise. After executing a partial withdrawal, the value in the one-year fixed account and each GPA and subaccount must be either zero or at least $50.

RECEIVING PAYMENT
By regular or express mail:

•	payable to you;

•	mailed to address of record.

NOTE: We will charge you a fee if you request express mail delivery.

Normally, we will send the payment within seven days after receiving your request in good order. However, we may postpone the payment if:

–	the withdrawal amount includes a purchase payment check that has not cleared;

–	the NYSE is closed, except for normal holiday and weekend closings;

–	trading on the NYSE is restricted, according to SEC rules;

–	an emergency, as defined by SEC rules, makes it impractical to sell securities or value the net assets of the accounts; or

–	the SEC permits us to delay payment for the protection of security holders.

TSA — Special Provisions

PARTICIPANTS IN TAX-SHELTERED ANNUITIES
If the contract is intended to be used in connection with an employer sponsored 403(b) plan, additional rules relating to this contract can be found in the annuity endorsement for tax sheltered 403(b) annuities. Unless we have made special arrangements with your employer, the contract is not intended for use in connection with an employer sponsored 403(b) plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). In the event that the employer either by affirmative election or inadvertent action causes contributions under a plan that is subject to ERISA to be made to this contract, we will not be responsible for any obligations and requirements under ERISA and the regulations

WELLS FARGO ADVANTAGE VARIABLE ANNUITY — PROSPECTUS 33

thereunder, unless we have prior written agreement with the employer. You should consult with your employer to determine whether your 403(b) plan is subject to ERISA.

In the event we have a written agreement with your employer to administer the plan pursuant to ERISA, special rules apply as set forth in the TSA endorsement.

The employer must comply with certain nondiscrimination requirements for certain types of contributions under a TSA contract to be excluded from taxable income. You should consult your employer to determine whether the nondiscrimination rules apply to you.

The Code imposes certain restrictions on your right to receive early distributions from a TSA:

•	Distributions attributable to salary reduction contributions (plus earnings) made after Dec. 31, 1988, or to transfers or rollovers from other contracts, may be made from the TSA only if:

–	you are at least age 59 1/2;

–	you are disabled as defined in the Code;

–	you severed employment with the employer who purchased the contract;

–	the distribution is because of your death;

–	the distribution is due to plan termination; or

–	you are a military reservist.

•	If you encounter a financial hardship (as provided by the Code), you may be eligible to receive a distribution of all contract values attributable to salary reduction contributions made after Dec. 31, 1988, but not the earnings on them.

•	Even though a distribution may be permitted under the above rules, it may be subject to IRS taxes and penalties (see “Taxes”)

•	The above restrictions on distributions do not affect the availability of the amount credited to the contract as of Dec. 31, 1988. The restrictions also do not apply to transfers or exchanges of contract value within the contract, or to another registered variable annuity contract or investment vehicle available through the employer.

Changing Ownership

You may change ownership of your nonqualified annuity at any time by completing a change of ownership form we approve and sending it to our corporate office. The change will become binding on us when we receive and record it. We will honor any change of ownership request received in good order that we believe is authentic and we will use reasonable procedures to confirm authenticity. If we follow these procedures, we will not take any responsibility for the validity of the change.

If you have a nonqualified annuity, you may incur income tax liability by transferring, assigning or pledging any part of it. (See “Taxes.”)

If you have a qualified annuity, you may not sell, assign, transfer, discount or pledge your contract as collateral for a loan, or as security for the performance of an obligation or for any other purpose except as required or permitted by the Code. However, if the owner is a trust or custodian, or an employer acting in a similar capacity, ownership of the contract may be transferred to the annuitant.

Please consider carefully whether or not you wish to change ownership of your annuity contract. If you elected any optional contract features or riders, the new owner and annuitant will be subject to all limitations and/or restrictions of those features or riders just as if they were purchasing a new contract. If you have a GMIB and/or Benefit Protector Plus Death Benefit rider, the rider will terminate upon transfer of ownership of your annuity contract. Continuance of the Benefit Protector rider is optional. (see “Optional Benefits”).

Benefits in Case of Death

There are two death benefit options under this contract: the standard death benefit and the Enhanced Death Benefit (EDB) Rider. If either you or the annuitant are 80 or older at contract issue, the standard death benefit will apply. If both you and the annuitant are 79 or younger at contract issue, you can elect either the standard death benefit or the EDB Rider (if it is available in your state) on your application. If you select the GMIB, you must elect the EDB Rider. Once you elect an option, you cannot change it. We show the option that applies in your contract. The death benefit option that applies determines the mortality and expense risk fee that is assessed against the subaccounts. (See “Charges — Mortality and Expense Risk Fee.”)

Under either death benefit we will pay the death benefit to your beneficiary upon the earlier of your death or the annuitant’s death. We will base the benefit paid on the death benefit coverage you select when you purchased the contract. If a contract has more than one person as the owner, we will pay benefits upon the first to die of any owner or the annuitant.

 34  WELLS FARGO ADVANTAGE VARIABLE ANNUITY — PROSPECTUS

STANDARD DEATH BENEFIT
If you or the annuitant die before annuity payouts begin while this contract is in force, we will pay the beneficiary as follows: If you or the annuitant were age 80 or older at contract issue, we will pay the beneficiary the greater of these two values, minus any applicable rider charges:

1.	total purchase payments applied to the contract minus adjusted partial withdrawals; or

2.	contract value.

If you and the annuitant were age 79 or younger at contract issue, we will pay the beneficiary the greatest of these three values, minus any applicable rider charges:

1.	total purchase payments applied to the contract minus adjusted partial withdrawals;

2.	contract value; or

3.	the maximum anniversary value immediately preceding the date of death plus any purchase payments applied to the contract since that anniversary minus adjusted partial withdrawals since that anniversary.

Standard death benefit adjusted partial withdrawals	=	PW × DB CV
PW = the amount by which the contract value is reduced as a result of the partial withdrawal.

DB = the death benefit on the date of (but prior to) the partial withdrawal.

CV = contract value on the date of (but prior to) the partial withdrawal.

Maximum anniversary value (MAV): We calculate the MAV on each contract anniversary through age 80. There is no MAV prior to the first contract anniversary. On the first contract anniversary we set the MAV equal to the highest of your (a) current contract value, or (b) total purchase payments minus adjusted partial withdrawals. Every contract anniversary after that, through age 80, we compare the previous anniversary’s MAV (plus any purchase payments since that anniversary minus adjusted partial withdrawals since that anniversary) to the current contract value and we reset the MAV to the higher value. We stop resetting the MAV after you or the annuitant reach age 81. However, we continue to add subsequent purchase payments and subtract adjusted partial withdrawals from the MAV.

Example assuming you and the annuitant were age 79 or younger at contract issue:

•	You purchase the contract with a payment of $20,000.

•	On the first contract anniversary the contract value grows to $24,000.

•	During the second contract year the contract value falls to $22,000, at which point you take a $1,500 partial withdrawal, leaving a contract value of $20,500.

We calculate the standard death benefit as follows:

Purchase payments minus adjusted partial withdrawals:
Total purchase payments:	$20,000.00
minus the standard death benefit adjusted partial withdrawals, calculated as:
$1,500 × $20,000 $22,000 =	–1,363.64

for a death benefit of:	$18,636.36

Contract value at death:	$20,500.00

The MAV immediately preceding the date of death plus any payments made since that anniversary minus adjusted partial withdrawals:
MAV on the prior anniversary:	$24,000.00
plus purchase payments made since that anniversary:	+0.00
minus the standard death benefit adjusted partial withdrawals, calculated as:
$1,500 × $24,000 $22,000 =	–1,636.36

for a death benefit of:	$22,363.64

The standard death benefit, calculated as the greatest of these three values is the MAV:	$22,363.64

ENHANCED DEATH BENEFIT (EDB) RIDER
The EDB Rider is intended to help protect your beneficiaries financially while your investments have the opportunity to grow. This is an optional benefit that you may select for an additional charge (see “Charges”). The EDB Rider does not provide any

WELLS FARGO ADVANTAGE VARIABLE ANNUITY — PROSPECTUS 35

additional benefit before the first contract anniversary and it may not be appropriate for issue ages 75 to 79 because the benefit values may be limited after age 81. Be sure to discuss with your sales representative whether or not the EDB Rider is appropriate for your situation.

If this rider is available in your state and both you and the annuitant are 79 or younger at contract issue, you may choose to add the EDB Rider to your contract at the time of purchase. Once you select the EDB Rider you may not cancel it. You may not add the EDB Rider if you add either the Benefit Protector or the Benefit Protector Plus to your contract. You must select the EDB Rider if you choose to add the Guaranteed Minimum Income Benefit Rider to your contract.

The EDB Rider provides that if you or the annuitant die before annuity payouts begin while this contract is in force, we will pay the beneficiary the greatest of these two values, minus any applicable rider charges:

•	the standard death benefit; or

•	the 5% rising floor.

5% rising floor: This is the sum of the value of your GPAs, the one-year fixed account and the variable account floor. There is no variable account floor prior to the first contract anniversary. On the first contract anniversary, we establish the variable account floor as:

•	the amounts allocated to the subaccounts at issue increased by 5%,

•	plus any subsequent amounts allocated to the subaccounts,

•	minus adjusted transfers and partial withdrawals from the subaccounts.

Thereafter, we continue to add subsequent amounts allocated to the subaccounts and subtract adjusted transfers and partial withdrawals from the subaccounts. On each contract anniversary after the first, through age 80, we add an amount to the variable account floor equal to 5% of the prior anniversary’s variable account floor. We stop adding this amount after you or the annuitant reach age 81.

5% rising floor adjusted transfers or partial withdrawals	=	PWT × VAF SV

PWT =	the amount by which the contract value in the subaccounts is reduced as a result of the partial withdrawal or transfer from the subaccounts.

VAF = variable account floor on the date of (but prior to) the transfer or partial withdrawal.

SV = value of the subaccounts on the date of (but prior to) the transfer or partial withdrawal.

Example

•	You purchase the contract with a payment of $20,000 with $5,000 allocated to the one-year fixed account and $15,000 allocated to the subaccounts.

•	On the first contract anniversary, the one-year fixed account value is $5,200 and the subaccount value is $12,000. Total contract value is $17,200.

•	During the second contract year, the one-year fixed account value is $5,300 and the subaccount value is $14,000. Total contract value is $19,300. You take a $1,500 partial withdrawal all from the subaccounts, leaving the contract value at $17,800.

The death benefit is calculated as follows:

The standard death benefit (which in this case is the MAV):
MAV on the prior anniversary:	$20,000.00
plus purchase payments made since the prior anniversary:	+0.00
minus the standard death benefit adjusted partial withdrawal taken since that anniversary, calculated as:
$1,500 × $20,000 $19,300 =	–1,554.40

Standard death benefit, which is the MAV:	$18,445.60

 36  WELLS FARGO ADVANTAGE VARIABLE ANNUITY — PROSPECTUS

The 5% rising floor:
The variable account floor on the first contract anniversary, calculated as:
1.05 × 15,000 =		$15,750.00
plus amounts allocated to the subaccounts since that anniversary:		+0.00
minus the 5% rising floor adjusted partial withdrawal from the subaccounts, calculated as:
$1,500 × $15,750 $14,000 =	$–	1,687.50

variable account floor benefit:		$14,062.50
plus the one-year fixed account value:		+5,300.00

5% rising floor (value of the GPAs, the one-year fixed account and the variable account floor):		$19,362.50

EDB Rider, calculated as the greater of the standard death benefit or the 5% rising floor:	$19,362.50

IF YOU DIE BEFORE YOUR RETIREMENT DATE
When paying the beneficiary, we will process the death claim on the valuation date our death claim requirements are fulfilled. We will determine the contract’s value using the accumulation unit value we calculate on that valuation date. We pay interest, if any, at a rate no less than required by law. If requested, we will mail payment to the beneficiary within seven days after our death claim requirements are fulfilled.

Nonqualified annuities
If your spouse is sole beneficiary and you die before the retirement date, your spouse may keep the contract as owner with the contract value equal to the death benefit that would otherwise have been paid. To do this your spouse must give us written instructions to continue the contract as owner. There will be no withdrawal charges on the contract from that point forward unless additional purchase payments are made. If you elected any optional contract features or riders, your spouse and the new annuitant (if applicable) will be subject to all limitations and/or restrictions of those features or riders just as if they were purchasing a new contract. The GMIB and Benefit Protector Plus riders, if selected, will terminate. Continuance of the Benefit Protector rider is optional. (See “Optional Benefits.”)

If your beneficiary is not your spouse, we will pay the beneficiary in a single sum unless you give us other written instructions. Generally, we must fully distribute the death benefit within five years of your death. However, the beneficiary may receive payouts under any annuity payout plan available under this contract if:

•	the beneficiary asks us in writing within 60 days after the day on which all documents have been received that prove your death has occurred; and

•	payouts begin no later than one year after your death, or other date as permitted by the IRS; and

•	the payout period does not extend beyond the beneficiary’s life or life expectancy.

Qualified annuities

•	Spouse beneficiary: If you have not elected an annuity payout plan, and if your spouse is the sole beneficiary, your spouse may either elect to treat the contract as his/her own, so long as he or she is eligible to do so, or elect an annuity payout plan or another plan agreed to by us. If your spouse elects a payout option, the payouts must begin no later than the year in which you would have reached age 70 1/2. If you attained age 70 1/2 at the time of death, payouts must begin no later than Dec. 31 of the year following the year of your death.

Your spouse may elect to assume ownership of the contract at any time before annuity payouts begin. If your spouse elects to assume ownership of the contract, the contract value will be equal to the death benefit that would otherwise have been paid. There will be no withdrawal charges on the contract from that point forward unless additional purchase payments are made. If you elected any optional contract features or riders, your spouse and the new annuitant (if applicable) will be subject to all limitations and/or restrictions of those features or riders just as if they were purchasing a new contract. The GMIB and the Benefit Protector Plus riders, if selected, will terminate. Continuance of the Benefit Protector rider is optional. (See “Optional Benefits.”)

•	Non-spouse beneficiary: If you have not elected an annuity payout plan, and if death occurs prior to the year you would have attained age 70 1/2, the beneficiary may elect to receive payouts from the contract over a five year period. If your

WELLS FARGO ADVANTAGE VARIABLE ANNUITY — PROSPECTUS 37

beneficiary does not elect a five year payout, or if your death occurs after attaining age 70 1/2, we will pay the beneficiary in a single sum unless the beneficiary elects to receive payouts under any payout plan available under this contract if:

•	the beneficiary asks us in writing within 60 days after the day on which all documents have been received that prove your death has occurred; and

•	payouts begin no later than one year following the year of your death; and

•	the payout period does not extend beyond the beneficiary’s life or life expectancy.

If a beneficiary elects an alternative payment plan which is an inherited IRA, all optional death benefits and living benefits will terminate. In the event of your beneficiary’s death, their beneficiary can elect to take a lump sum payment or to continue the alternative payment plan following the schedule of minimum withdrawals established based on the life expectancy of your beneficiary.

•	Annuity payout plan: If you elect an annuity payout plan which guarantees payouts to a beneficiary after your death, the payouts to your beneficiary will continue pursuant to the annuity payout plan you elect.

Optional Benefits

The assets held in our general account support the guarantees under your contract, including optional death benefits and optional living benefits. To the extent that we are required to pay you amounts in addition to your contract value under these benefits, such amounts will come from our general account assets. You should be aware that our general account is exposed to the risks normally associated with a portfolio of fixed-income securities, including interest rate, option, liquidity and credit risk. The financial statements contained in the SAI include a further discussion of the risks inherent within the investments of the general account.

BENEFIT PROTECTOR DEATH BENEFIT RIDER (BENEFIT PROTECTOR)
The Benefit Protector is not available under contracts issued through Ameriprise Financial Services, Inc. The Benefit Protector is intended to provide an additional benefit to your beneficiary to help offset expenses after your death such as funeral expenses or federal and state taxes. This is an optional benefit that you may select for an additional annual charge (see “Charges”). The Benefit Protector provides reduced benefits if you or the annuitant are 70 or older at the rider effective date and it does not provide any additional benefit before the first rider anniversary.

If this rider is available in your state and both you and the annuitant are 75 or younger at contract issue, you may choose to add the Benefit Protector to your contract. You must elect the Benefit Protector at the time you purchase your contract and your rider effective date will be the contract issue date. You may not select this rider if you select the Benefit Protector Plus or the Enhanced Death Benefit Riders. We reserve the right to discontinue offering the Benefit Protector for new contracts.

Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract. Since the benefit paid by the rider is determined by the amount of earnings at death, the amount of the benefit paid may be reduced as a result of taking required minimum distributions (see “Taxes — Qualified Annuities — Required Minimum Distributions”). Be sure to discuss with your investment professional and tax advisor whether or not the Benefit Protector is appropriate for your situation.

The Benefit Protector provides that if you or the annuitant die after the first contract anniversary, but before annuity payouts begin, and while this contract is in force, we will pay the beneficiary:

•	the standard death benefit (see “Benefits in Case of Death”), plus:

•	40% of your earnings at death if you and the annuitant were under age 70 on the rider effective date, up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old; or

•	15% of your earnings at death if you or the annuitant were 70 or older on the rider effective date, up to a maximum of 37.5% of purchase payments not previously withdrawn that are one or more years old.

Earnings at death: for purposes of the Benefit Protector and Benefit Protector Plus riders, this is an amount equal to the standard death benefit minus purchase payments not previously withdrawn. The earnings at death may not be less than zero and may not be more than 250% of the purchase payments not previously withdrawn that are one or more years old.

Terminating the Benefit Protector

•	You may terminate the rider within 30 days of the first rider anniversary.

•	You may terminate the rider within 30 days of any rider anniversary beginning with the seventh rider anniversary.

•	The rider will terminate when you make a full withdrawal from the contract or when annuity payouts begin.

 38  WELLS FARGO ADVANTAGE VARIABLE ANNUITY — PROSPECTUS

Example of the Benefit Protector

•	You purchase the contract with a payment of $100,000 and you and the annuitant are under age 70. You select the seven-year withdrawal schedule.

•	During the first contract year the contract value grows to $105,000. The death benefit under the standard death benefit equals the contract value. You have not reached the first contract anniversary so the Benefit Protector does not provide any additional benefit at this time.

•	On the first contract anniversary the contract value grows to $110,000. The death benefit equals:

the standard death benefit (contract value):	$110,000
plus the Benefit Protector benefit which equals 40% of earnings at death (the standard death benefit minus payments not previously withdrawn):
0.40 × ($110,000 – $100,000) =	+4,000

Total death benefit of:	$114,000
• On the second contract anniversary the contract value falls to $105,000. The death benefit equals:
the standard death benefit (MAV):	$110,000
plus the Benefit Protector benefit (40% of earnings at death):
0.40 × ($110,000 – $100,000) =	+4,000

Total death benefit of:	$114,000
• During the third contract year the contract value remains at $105,000 and you request a partial withdrawal of $50,000, including the applicable 7% withdrawal charge. We will withdraw $15,750 from your contract value free of charge (15% of your prior anniversary’s contract value). The remainder of the withdrawal is subject to a 7% withdrawal charge because your payment is in its third year of the withdrawal charge schedule, so we will withdraw $34,250 ($31,852 + $2,398 in withdrawal charges) from your contract value. Altogether, we will withdraw $50,000 and pay you $47,602. We calculate purchase payments not previously withdrawn as $100,000 – $45,000 = $55,000 (remember that $5,000 of the partial withdrawal is contract earnings). The death benefit equals:

the standard death benefit (MAV adjusted for partial withdrawals):	$57,619
plus the Benefit Protector benefit (40% of earnings at death):
0.40 × ($57,619 – $55,000) =	+1,048

Total death benefit of:	$58,667
• On the third contract anniversary the contract value falls to $40,000. The death benefit equals the prior death benefit. The reduction in contract value has no effect.
• On the sixth contract anniversary the contract value grows to a new high of $200,000. Earnings at death reaches its maximum of 250% of purchase payments not previously withdrawn that are one or more years old. The death benefit equals:
the standard death benefit (contract value):	$200,000
plus the Benefit Protector benefit (40% of earnings at death, up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old)	+55,000

Total death benefit of:	$255,000
• During the ninth contract year you make an additional purchase payment of $50,000. Your new contract value is now $250,000. The new purchase payment is less than one year old and so it has no effect on the Benefit Protector value. The death benefit equals:

the standard death benefit (contract value):	$250,000
plus the Benefit Protector benefit (40% of earnings at death, up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old)	+55,000

Total death benefit of:	$305,000
• During the tenth contract year the contract value remains $250,000 and the “new” purchase payment is one year old and the value of the Benefit Protector changes. The death benefit equals:
the standard death benefit (contract value):	$250,000
plus the Benefit Protector benefit (40% of earnings at death, up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old):
0.40 x ($250,000 – $105,000) =	+58,000

Total death benefit of:	$308,000

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If your spouse is the sole beneficiary and you die before the retirement date, your spouse may keep the contract as owner. Your spouse and the new annuitant will be subject to all the limitations and restrictions of the rider just as if they were purchasing a new contract. If your spouse and the new annuitant do not qualify for the rider on the basis of age we will terminate the rider. If they do qualify for the rider on the basis of age we will set the contract value equal to the death benefit that would otherwise have been paid and we will substitute this new contract value on the date of death for “purchase payments not previously withdrawn” used in calculating earnings at death. Your spouse also has the option of discontinuing the Benefit Protector Death Benefit Rider within 30 days of the date they elect to continue the contract.

NOTE: For special tax considerations associated with the Benefit Protector, see “Taxes.”

BENEFIT PROTECTOR PLUS DEATH BENEFIT RIDER (BENEFIT PROTECTOR PLUS)
The Benefit Protector Plus is not available under contracts issued through Ameriprise Financial Services, Inc. The Benefit Protector Plus is intended to provide an additional benefit to your beneficiary to help offset expenses after your death such as funeral expenses or federal and state taxes. This is an optional benefit that you may select for an additional annual charge (see “Charges”). The Benefit Protector Plus provides reduced benefits if you or the annuitant are 70 or older at the rider effective date and it does not provide any additional benefit before the first rider anniversary and it does not provide any benefit beyond what is offered under the Benefit Protector rider during the second rider year. Be sure to discuss with your sales representative whether or not the Benefit Protector Plus is appropriate for your situation.

If this rider is available in your state and both you and the annuitant are 75 or younger at contract issue, you may choose to add the Benefit Protector Plus to your contract. You must elect the Benefit Protector Plus at the time you purchase your contract and your rider effective date will be the contract issue date. This rider is available only for purchase through a transfer, exchange or rollover from another annuity or life insurance policy. You may not select this rider if you select the Benefit Protector or the Enhanced Death Benefit Riders. We reserve the right to discontinue offering the Benefit Protector Plus for new contracts.

Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract. Since the benefit paid by the rider is determined by the amount of earnings at death, the amount of the benefit paid may be reduced as a result of taking required minimum distributions (see “Taxes — Qualified Annuities — Required Minimum Distributions”). Be sure to discuss with your investment professional and tax advisor whether or not the Benefit Protector Plus is appropriate for your situation.

The Benefit Protector Plus provides that if you or the annuitant die after the first contract anniversary, but before annuity payouts begin, and while this contract is in force, we will pay the beneficiary:

•	the benefits payable under the Benefit Protector described above, plus:

•	a percentage of purchase payments made within 60 days of contract issue not previously withdrawn as follows:

	Percentage if you and the annuitant are	Percentage if you or the annuitant are
Contract Year	under age 70 on the rider effective date	70 or older on the rider effective date

One and Two	0%	0%

Three and Four	10%	3.75%

Five or more	20%	7.5%

Another way to describe the benefits payable under the Benefit Protector Plus rider is as follows:

•	the standard death benefit (see “Benefits in Case of Death”) PLUS

	If you and the annuitant are under	If you or the annuitant are age 70
Contract Year	age 70 on the rider effective date, add . . .	or older on the rider effective date, add . . .

One	Zero	Zero

Two	40% × earnings at death (see above)	15% × earnings at death

Three & Four	40% × (earnings at death + 25% of initial purchase payment*)	15% × (earnings at death + 25% of initial purchase payment*)

Five or more	40% × (earnings at death + 50% of initial purchase payment*)	15% × (earnings at death + 50% of initial purchase payment*)

*	Initial purchase payments are payments made within 60 days of contract issue not previously withdrawn.

Terminating the Benefit Protector Plus

•	You may terminate the rider within 30 days of the first rider anniversary.

•	You may terminate the rider within 30 days of any rider anniversary beginning with the seventh rider anniversary.

•	The rider will terminate when you make a full withdrawal from the contract or when annuity payouts begin.

 40  WELLS FARGO ADVANTAGE VARIABLE ANNUITY — PROSPECTUS

Example of the Benefit Protector Plus

•	You purchase the contract with a payment of $100,000 and you and the annuitant are under age 70. You select the seven-year withdrawal charge schedule.

•	During the first contract year the contract value grows to $105,000. The death benefit under the standard death benefit equals the contract value. You have not reached the first contract anniversary so the Benefit Protector Plus does not provide any additional benefit at this time.

•	On the first contract anniversary the contract value grows to $110,000. You have not reached the second contract anniversary so the Benefit Protector Plus does not provide any additional benefit beyond what is provided by the Benefit Protector at this time. The death benefit equals:

the standard death benefit (contract value):	$110,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death
(the standard death benefit minus payments not previously withdrawn):
0.40 × ($110,000 – $100,000) =	+4,000

Total death benefit of:	$114,000

•	On the second contract anniversary the contract value falls to $105,000. The death benefit equals:

the standard death benefit (MAV):	$110,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death:
0.40 × ($110,000 – $100,000) =	+4,000
plus 10% of purchase payments made within 60 days of contract issue and not previously withdrawn: 0.10 x $100,000 =	+10,000

Total death benefit of:	$124,000

•	During the third contract year the contract value remains at $105,000 and you request a partial withdrawal of $50,000, including the applicable 7% withdrawal charge. We will withdraw $15,750 from your contract value free of charge (15% of your prior anniversary’s contract value). The remainder of the withdrawal is subject to a 7% withdrawal charge because your payment is in its third year of the withdrawal charge schedule, so we will withdraw $34,250 ($31,852 + $2,398 in withdrawal charges) from your contract value. Altogether, we will withdraw $50,000 and pay you $47,602. We calculate purchase payments not previously withdrawn as $100,000 – $45,000 = $55,000 (remember that $5,000 of the partial withdrawal is contract earnings). The death benefit equals:

the standard death benefit (MAV adjusted for partial withdrawals):	$57,619
plus the Benefit Protector Plus benefit which equals 40% of earnings at death: 0.40 x ($57,619 – $55,000) =	+1,048
plus 10% of purchase payments made within 60 days of contract issue and not previously withdrawn: 0.10 x $55,000 =	+5,500

Total death benefit of:	$64,167

•	On the third contract anniversary the contract value falls $40,000. The death benefit equals the prior death benefit. The reduction in contract value has no effect.

•	On the ninth contract anniversary the contract value grows to a new high of $200,000. Earnings at death reaches its maximum of 250% of purchase payments not previously withdrawn that are one or more years old. Because we are beyond the fourth contract anniversary the Benefit Protector Plus also reaches its maximum of 20%. The death benefit equals:

the standard death benefit (contract value):	$200,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death, up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old	+55,000
plus 20% of purchase payments made within 60 days of contract issue and not previously withdrawn: 0.20 x $55,000 =	+11,000

Total death benefit of:	$266,000

WELLS FARGO ADVANTAGE VARIABLE ANNUITY — PROSPECTUS 41

•	During the tenth contract year you make an additional purchase payment of $50,000. Your new contract value is now $250,000. The new purchase payment is less than one year old and so it has no effect on the Benefit Protector Plus value. The death benefit equals:

the standard death benefit (contract value):	$250,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death, up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old	+55,000
plus 20% of purchase payments made within 60 days of contract issue and not previously withdrawn: 0.20 x $55,000 =	+11,000

Total death benefit of:	$316,000

•	On the tenth contract anniversary the contract value remains $250,000 and the “new” purchase payment is one year old. The value of the Benefit Protector Plus remains constant. The death benefit equals:

the standard death benefit (contract value):	$250,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death, up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old: 0.40 x ($250,000 – $105,000) =
+58,000
plus 20% of purchase payments made within 60 days of contract issue and not previously withdrawn: 0.20 x $55,000 =	+11,000

Total death benefit of:	$319,000

If your spouse is sole beneficiary and you die before the retirement date, your spouse may keep the contract as owner with the contract value equal to the death benefit that would otherwise have been paid. We will then terminate the Benefit Protector Plus and substitute the standard death benefit (see “Benefits in Case of Death”).

NOTE: For special tax considerations associated with the Benefit Protector Plus, see “Taxes.”

GUARANTEED MINIMUM INCOME BENEFIT RIDER (GMIB)
The GMIB is intended to provide you with a guaranteed minimum lifetime income regardless of the volatility inherent in the investments in the subaccounts. If the annuitant is between age 70 and age 75 at contract issue, you should consider whether the GMIB is appropriate for your situation because:

•	you must hold the GMIB for 10 years(1);

•	the GMIB rider terminates(2) 30 days following the contract anniversary after the annuitant’s 86th birthday;

•	you can only exercise the GMIB within 30 days after a contract anniversary(1);

•	the MAV and the 5% rising floor values we use in the GMIB benefit base to calculate annuity payouts under the GMIB are limited after age 81; and

•	there are additional costs associated with the rider.

Be sure to discuss whether or not the GMIB is appropriate for your situation with your sales representative.

(1)	Unless the annuitant qualifies for a contingent event (see “Charges — Contingent events”).
(2)	The rider and annual fee terminate 30 days following the contract anniversary after the annuitant’s 86th birthday, however, if you exercise the GMIB rider before this time, your benefits will continue according to the annuity payout plan you have selected.

If you are purchasing the contract as a qualified annuity, such as an IRA, and you are planning to begin annuity payouts after the date on which minimum distributions required by the IRS must begin, you should consider whether the GMIB is appropriate for you. Partial withdrawals you take from the contract, including those taken to satisfy required minimum distributions, will reduce the GMIB benefit base (defined below), which in turn may reduce or eliminate the amount of any annuity payments available under the rider (see “Taxes — Qualified Annuities — Required Minimum Distributions”). Consult a tax advisor before you purchase any GMIB with a qualified annuity, such as an IRA.

If this rider is available in your state and the annuitant is 75 or younger at contract issue, you may choose to add this optional benefit at the time you purchase your contract for an additional annual charge. You must elect the GMIB along with the EDB at the time you purchase your contract and your rider effective date will be the contract issue date.

In some instances we may allow you to add the GMIB to your contract at a later date if it was not available when you initially purchased your contract. In these instances, we would add the GMIB on the next contract anniversary and this would become the rider effective date. For purposes of calculating the GMIB benefit base under these circumstances, we consider the contract value on the rider effective date to be the initial purchase payment; we disregard all previous purchase payments, transfers and withdrawals in the GMIB calculations.

 42  WELLS FARGO ADVANTAGE VARIABLE ANNUITY — PROSPECTUS

Investment selection under the GMIB: You may allocate your purchase payments or transfers to any of the subaccounts, the GPAs or the one-year fixed account. However, we reserve the right to limit the amount you allocate to subaccounts investing in the Wells Fargo Advantage VT Money Market Fund to 10% of the total amount in the subaccounts. If we are required to activate this restriction, and you have more than 10% of your subaccount value in this fund, we will send you a notice and ask that you reallocate your contract value so that the 10% limitation is satisfied within 60 days. We will terminate the GMIB if you have not satisfied the limitation after 60 days.

Exercising the GMIB

•	you may only exercise the GMIB within 30 days after any contract anniversary following the expiration of a ten-year waiting period from the rider effective date. However, there is an exception if at any time the annuitant experiences a “contingent event” (disability, terminal illness, confinement to a nursing home or hospital, or unemployment, see “Charges — Contingent events” for more details.)

•	the annuitant on the date the option is exercised must be between 50 and 86 years old.

•	you can only take an annuity payout under one of the following annuity payout plans:

– Plan A — Life Annuity – no refund;

– Plan B — Life Annuity with ten years certain;

– Plan D — Joint and last survivor life annuity – no refund;

•	you may change the annuitant for the payouts.

If you exercise the GMIB under a contingent event, you can take up to 50% of the benefit base in cash. You can use the balance of the GMIB benefit base (described below) for annuity payouts calculated using the guaranteed annuity purchase rates under any one of the payout plans listed above as long as the annuitant is between 50 and 86 years old on the retirement date.

When you exercise your GMIB, you may select a fixed or variable annuity payout plan. Fixed annuity payouts are calculated using the annuity purchase rates based on the “1983 Individual Annuitant Mortality Table A” with 100% Projection Scale G and an interest rate of 3%. Your annuity payouts remain fixed for the lifetime of the annuity payout period.

First year variable annuity payouts are calculated in the same manner as fixed annuity payouts. Once calculated, your annuity payouts remain unchanged for the first year. After the first year, subsequent annuity payouts are variable and depend on the performance of the subaccounts you select. Variable annuity payouts after the first year are calculated using the following formula:

Pt–1 (1 + i) 1.05	= Pt

Pt–1	= prior annuity payout
Pt	= current annuity payout
i	= annualized subaccount performance

Each subsequent variable annuity payout could be more or less than the previous variable annuity payout if the subaccount investment performance is greater or less than the 5% assumed investment rate. If your subaccount performance equals 5%, your annuity payout will be unchanged from the previous annuity payout. If your subaccount performance is in excess of 5%, your variable annuity payout will increase from the previous annuity payout. If your subaccount investment performance is less than 5%, your variable annuity payout will decrease from the previous annuity payout.

The GMIB benchmarks the contract growth at each anniversary against several comparison values and sets the GMIB benefit base (described below) equal to the largest value. The GMIB benefit base, less any applicable premium tax, is the value we apply to the guaranteed annuity purchase rates stated in Table B of the contract to calculate the minimum annuity payouts you will receive if you exercise the GMIB. If the GMIB benefit base is greater than the contract value, the GMIB may provide a higher annuity payout level than is otherwise available. However, the GMIB uses guaranteed annuity purchase rates which may result in annuity payouts that are less than those using the annuity purchase rates that we will apply at annuitization under the standard contract provisions. Therefore, the level of income provided by the GMIB may be less than the income the contract otherwise provides. If the annuity payouts through the standard contract provisions are more favorable than the payouts available through the GMIB, you will receive the higher standard payout option. The GMIB does not create contract value or guarantee the performance of any investment option.

GMIB benefit base: If the GMIB is effective at contract issue, the GMIB benefit base is the greatest of:

1.	total purchase payments minus adjusted partial withdrawals;

2.	contract value;

WELLS FARGO ADVANTAGE VARIABLE ANNUITY — PROSPECTUS 43

3.	the MAV at the last contract anniversary plus any payments made since that anniversary minus adjusted partial withdrawals since that anniversary; or

4.	the 5% rising floor.

Keep in mind that the MAV and the 5% rising floor values are limited after age 81.

We reserve the right to exclude from the GMIB benefit base any purchase payments you make in the five years before you exercise the GMIB. We would do so only if such payments total $50,000 or more or if they are 25% or more of total contract payments. If we exercise this right, we:

•	subtract each payment adjusted for market value from the contract value and the MAV.

•	subtract each payment from the 5% rising floor. We adjust the payments made to the GPAs and the one-year fixed account for market value. We increase payments allocated to the subaccounts by 5% for the number of full contract years they have been in the contract before we subtract them from the 5% rising floor.

For each payment, we calculate the market value adjustment to the contract value, MAV, GPAs and the one-year fixed account value of the 5% rising floor as:

PMT × CVG ECV

   PMT = each purchase payment made in the five years before you exercise the GMIB.

   CVG = current contract value at the time you exercise the GMIB.

ECV =	the estimated contract value on the anniversary prior to the payment in question. We assume that all payments and partial withdrawals occur at the beginning of a contract year.

For each payment, we calculate the 5% increase of payments allocated to the subaccounts as:

PMT × (1.05)CY

CY =	the full number of contract years the payment has been in the contract.

Terminating the GMIB

•	You may terminate the rider within 30 days after the first and fifth rider anniversaries.

•	You may terminate the rider any time after the tenth rider anniversary.

•	The rider will terminate on the date:

– you make a full withdrawal from the contract;

– a death benefit is payable; or

– you choose to begin taking annuity payouts under the regular contract provisions.

•	The GMIB rider will terminate* 30 days following the contract anniversary after the annuitant’s 86th birthday.

*	The rider and annual fee terminate 30 days following the contract anniversary after the annuitant’s 86th birthday, however, if you exercise the GMIB rider before this time, your benefits will continue according to the annuity payout plan you have selected.

Example

•	You purchase the contract during the 2004 calendar year with a payment of $100,000 and you allocate all your purchase payments to the subaccounts.

•	There are no additional purchase payments and no partial withdrawals.

•	Assume the annuitant is male and age 55 at contract issue. For the joint and last survivor option (annuity payout Plan D), the joint annuitant is female and age 55 at contract issue.

 44  WELLS FARGO ADVANTAGE VARIABLE ANNUITY — PROSPECTUS

Taking into account fluctuations in contract value due to market conditions, we calculate the GMIB benefit base as:

Contract				GMIB
anniversary	Contract value	MAV	5% rising floor	benefit base

1	$107,000	$107,000	$105,000

2	125,000	125,000	110,250

3	132,000	132,000	115,763

4	150,000	150,000	121,551

5	85,000	150,000	127,628

6	120,000	150,000	134,010

7	138,000	150,000	140,710

8	152,000	152,000	147,746

9	139,000	152,000	155,133

10	126,000	152,000	162,889	$162,889

11	138,000	152,000	171,034	171,034

12	147,000	152,000	179,586	179,586

13	163,000	163,000	188,565	188,565

14	159,000	163,000	197,993	197,993

15	212,000	212,000	207,893	212,000

NOTE: The MAV and 5% rising floor values are limited after age 81. Additionally, the GMIB benefit base may increase if the contract value increases. However, you should keep in mind that you are always entitled to annuitize using the contract value without exercising the GMIB.

If you annuitize the contract within 30 days after a contract anniversary, the payout under a fixed annuity option (which is the same as the minimum payout for the first year under a variable annuity option) would be:

			Minimum guaranteed monthly income
Contract		Plan A –	Plan B –	Plan D – joint and
anniversary		life annuity —	life annuity with	last survivor life
at exercise	GMIB benefit base	no refund	ten years certain	annuity — no refund

10	$162,889 (5% rising floor)	$840.51	$817.70	$672.73

15	212,000 (MAV)	1,250.80	1,193.56	968.84

The payouts above are shown at guaranteed annuity rates as stated in Table B of the contract. Payouts under the standard provisions of this contract will be based on our annuity rates in effect at annuitization and are guaranteed to be greater than or equal to the guaranteed annuity rates stated in Table B of the contract. The fixed annuity payout available under the standard provisions of this contract would be at least as great as shown below:

Contract		Plan A –	Plan B –	Plan D – joint and
anniversary		life annuity —	life annuity with	last survivor life
at exercise	Contract value	no refund	ten years certain	annuity — no refund

10	$126,000	$650.16	$632.52	$520.38

15	212,000	1,250.80	1,193.56	968.84

In the above example, at the 15th contract anniversary you would not experience a benefit from the GMIB as the payout available to you is equal to or less than the payout available under the standard provisions of the contract.

Remember that after the first year, lifetime income payouts under a variable annuity payout option will depend on the investment performance of the subaccounts you select. If your subaccount performance is 5%, your annuity payout will be unchanged from the previous annuity payout. If your subaccount performance is in excess of 5%, your variable annuity payout will increase from the previous annuity payout. If your subaccount investment performance is less than 5%, your variable annuity payout will decrease from the previous annuity payout.

The GMIB fee:
This fee currently costs 0.70% of the GMIB benefit base annually and it is taken in a lump sum from the contract value on each contract anniversary at the end of each contract year. If the contract is terminated or if annuity payouts begin, we will deduct the fee at that time adjusted for the number of calendar days coverage was in place. We cannot increase the GMIB fee

WELLS FARGO ADVANTAGE VARIABLE ANNUITY — PROSPECTUS 45

after the rider effective date and it does not apply after annuity payouts begin. We can increase the GMIB fee on new contracts up to a maximum of 0.75%.

We calculate the fee as follows:

  BB + AT – FAV

BB	=	the GMIB benefit base.
AT	=	adjusted transfers from the subaccounts to the GPAs and the one-year fixed account made in the six months before the contract anniversary calculated as:

PT × VAT SVT

PT	=	the amount transferred from the subaccounts to the GPAs and the one-year fixed account within six months of the contract anniversary
VAT	=	variable account floor on the date of (but prior to) the transfer
SVT	=	value of the subaccounts on the date of (but prior to) the transfer
FAV	=	the value of the GPAs and the one-year fixed account.

The result of AT – FAV will never be greater than zero. This allows us to base the GMIB fee largely on the subaccounts.

Example

•	You purchase the contract with a payment of $100,000 and allocate all of your payment to the subaccounts.

•	You make no transfers or partial withdrawals.

Contract		GMIB fee	Value on which	GMIB fee
anniversary	Contract value	percentage	we base the GMIB fee	charged to you

1	$80,000	0.70%	5% rising floor = $100,000 x 1.05	$735

2	150,000	0.70%	Contract value = $150,000	1,050

3	102,000	0.70%	MAV = $150,000	1,050

The Annuity Payout Period

As owner of the contract, you have the right to decide how and to whom annuity payouts will be made starting at the retirement date. You may select one of the annuity payout plans outlined below, or we may mutually agree on other payout arrangements. We do not deduct any withdrawal charges under the payout plans listed below, except under annuity payout Plan E.

You also decide whether we will make annuity payouts on a fixed or variable basis, or a combination of fixed and variable. The amount available to purchase payouts under the plan you select is the contract value on your retirement date after any rider charges have been deducted, plus any positive or negative MVA (less any applicable premium tax). Additionally, we currently allow you to use part of the amount available to purchase payouts, leaving any remaining contract value to accumulate on a tax-deferred basis. If you select a variable annuity payout, we reserve the right to limit the number of subaccounts in which you may invest. The GPAs are not available during this payout period.

Amounts of fixed and variable payouts depend on:

•	the annuity payout plan you select;

•	the annuitant’s age and, in most cases, sex;

•	the annuity table in the contract; and

•	the amounts you allocated to the accounts at settlement.

In addition, for variable annuity payouts only, amounts depend on the investment performance of the subaccounts you select. These payouts will vary from month to month because the performance of the funds will fluctuate. Fixed payouts remain the same from month to month.

For information with respect to transfers between accounts after annuity payouts begin (see “Making the Most of Your Contract — Transfer policies”).

 46  WELLS FARGO ADVANTAGE VARIABLE ANNUITY — PROSPECTUS

ANNUITY TABLES
The annuity tables in your contract (Table A and Table B) show the amount of the monthly payout for each $1,000 of contract value according to the age and, when applicable, the annuitant’s sex. (Where required by law, we will use a unisex table of settlement rates.)

Table A shows the amount of the first monthly variable annuity payout assuming that the contract value is invested at the beginning of the annuity payout period and earns a 5% rate of return, which is reinvested and helps to support future payouts. If you ask us at least 30 days before the retirement date, we will substitute an annuity table based on an assumed 3.5% investment rate for the 5% Table A in the contract. The assumed investment rate affects both the amount of the first payout and the extent to which subsequent payouts increase or decrease. For example, annuity payouts will increase if the investment return is above the assumed investment rate and payouts will decrease if the return is below the assumed investment rate. Using a 5% assumed interest rate results in a higher initial payout, but later payouts will increase more slowly when annuity unit values rise and decrease more rapidly when they decline.

Table B shows the minimum amount of each fixed annuity payout. We declare current payout rates that we use in determining the actual amount of your fixed annuity payout. The current payout rates will equal or exceed the guaranteed payout rates shown in Table B. We will furnish these rates to you upon request.

ANNUITY PAYOUT PLANS
You may choose any one of these annuity payout plans by giving us written instructions at least 30 days before contract values are used to purchase the payout plan. Generally, you may select one of the Plans A through E below or another plan agreed to by us.

•	Plan A – Life annuity — no refund: We make monthly payouts until the annuitant’s death. Payouts end with the last payout before the annuitant’s death. We will not make any further payouts. This means that if the annuitant dies after we made only one monthly payout, we will not make any more payouts.

•	Plan B – Life annuity with five, ten or 15 years certain: We make monthly payouts for a guaranteed payout period of five, ten or 15 years that you elect. This election will determine the length of the payout period to the beneficiary if the annuitant should die before the elected period expires. We calculate the guaranteed payout period from the retirement date. If the annuitant outlives the elected guaranteed payout period, we will continue to make payouts until the annuitant’s death.

•	Plan C – Life annuity — installment refund: We make monthly payouts until the annuitant’s death, with our guarantee that payouts will continue for some period of time. We will make payouts for at least the number of months determined by dividing the amount applied under this option by the first monthly payout, whether or not the annuitant is living.

•	Plan D – Joint and last survivor life annuity — no refund: We make monthly payouts while both the annuitant and a joint annuitant are living. If either annuitant dies, we will continue to make monthly payouts at the full amount until the death of the surviving annuitant. Payouts end with the death of the second annuitant.

•	Plan E – Payouts for a specified period: We make monthly payouts for a specific payout period of ten to 30 years that you elect. We will make payouts only for the number of years specified whether the annuitant is living or not. Depending on the selected time period, it is foreseeable that an annuitant can outlive the payout period selected. During the payout period, you can elect to have us determine the present value of any remaining variable payouts and pay it to you in a lump sum. We determine the present value of the remaining annuity payouts which are assumed to remain level at the initial payout. If the original contract had a five-year withdrawal charge schedule, the discount rate we use in the calculation is 5.17% for the assumed investment return of 3.5% and 6.67% for the assumed investment return of 5.0%. If the original contract had a seven-year withdrawal charge schedule, the discount rate we use in the calculation will be either 5.02% or 6.52% depending on the applicable assumed investment rate. (See “Charges — Withdrawal charge under Annuity Payout Plan E.”) A 10% IRS penalty tax could apply if you take a withdrawal. (See “Taxes.”)

Annuity payout plan requirements for qualified annuities: If your contract is a qualified annuity, you must select a payout plan as of the retirement date set forth in your contract. You have the responsibility for electing a payout plan under your contract that complies with applicable law. Your contract describes your payout plan options. The options will meet certain IRS regulations governing RMDs if the payout plan meets the incidental distribution benefit requirements, if any, and the payouts are made:

•	in equal or substantially equal payments over a period not longer than your life expectancy, or over the joint life expectancy of you and your designated beneficiary; or

•	over a period certain not longer than your life expectancy or over the joint life expectancy of you and your designated beneficiary.

If we do not receive instructions: You must give us written instructions for the annuity payouts at least 30 days before the annuitant’s retirement date. If you do not, we will make payouts under Plan B, with 120 monthly payouts guaranteed.

WELLS FARGO ADVANTAGE VARIABLE ANNUITY — PROSPECTUS 47

If monthly payouts would be less than $20: We will calculate the amount of monthly payouts at the time the contract value is used to purchase a payout plan. If the calculations show that monthly payouts would be less than $20, we have the right to pay the contract value to the owner in a lump sum or to change the frequency of the payouts.

Death after annuity payouts begin: If you or the annuitant die after annuity payouts begin, we will pay any amount payable to the beneficiary as provided in the annuity payout plan in effect.

Taxes

Under current law, your contract has a tax-deferral feature. Generally, this means you do not pay income tax until there is a taxable distribution (or deemed distribution) from the contract. We will send a tax information reporting form for any year in which we made a taxable or reportable distribution according to our records.

NONQUALIFIED ANNUITIES
Generally, only the increase in the value of a non-qualified annuity contract over the investment in the contract is taxable. Certain exceptions apply. Federal tax law requires that all nonqualified deferred annuity contracts issued by the same company (and possibly its affiliates) to the same owner during a calendar year be taxed as a single, unified contract when distributions are taken from any one of those contracts.

Annuity payouts: Generally, unlike withdrawals described below, the taxation of annuity payouts are subject to exclusion ratios, i.e. in most cases, a portion of each payout will be ordinary income and subject to tax, and a portion of each payout will be considered a return of part of your investment in the contract and will not be taxed. All amounts you receive after your investment in the contract is fully recovered will be subject to tax. Under Annuity Payout Plan A: Life annuity — no refund, where the annuitant dies before your investment in the contract is fully recovered, the remaining portion of the unrecovered investment may be available as a federal income tax deduction to the owner for the last taxable year. Under all other annuity payout plans, where the annuity payouts end before your investment in the contract is fully recovered, the remaining portion of the unrecovered investment may be available as a federal income tax deduction to the taxpayer for the tax year in which the payouts end. (See “The Annuity Payout Period — Annuity Payout Plans.”)

Beginning in 2011, federal tax law permits taxpayers to annuitize a portion of their nonqualified annuity while leaving the remaining balance to continue to grow tax-deferred. Under the new partial annuitization rules, the portion annuitized must be received as an annuity for a period of 10 years or more, or for the lives of one or more individuals. If this requirement is met, the annuitized portion and the tax-deferred balance will generally be treated as two separate contracts for income tax purposes only. If a contract is partially annuitized, the investment in the contract is allocated between the deferred and the annuitized portions on a pro rata basis.

Withdrawals: Generally, if you withdraw all or part of your nonqualified annuity before your annuity payouts begin, including withdrawals under any optional withdrawal benefit rider, your withdrawal will be taxed to the extent that the contract value immediately before the withdrawal exceeds the investment in the contract. Different rules may apply if you exchange another contract into this contract.

You also may have to pay a 10% IRS penalty for withdrawals of taxable income you make before reaching age 59 1/2 unless certain exceptions apply.

Withholding: If you receive taxable income as a result of an annuity payout or withdrawal, including withdrawals under any optional withdrawal benefit rider, we may deduct federal, and in some cases state withholding against the payment. Any withholding represents a prepayment of your tax due for the year. You take credit for these amounts on your annual income tax return. As long as you have provided us with a valid Social Security Number or Taxpayer Identification Number, and you have a valid U.S. address, you may be able to elect not to have any withholding occur.

If the payment is part of an annuity payout plan, we generally compute the amount of federal income tax withholding using payroll tables. You may provide us with a statement of how many exemptions to use in calculating the withholding. If the distribution is any other type of payment (such as partial or full withdrawal) we compute federal income tax withholding using 10% of the taxable portion.

The federal income tax withholding requirements differ if we deliver payment outside the United States or you are a non-resident alien.

Some states also may impose income tax withholding requirements similar to the federal withholding described above. If this should be the case, we may deduct state income tax withholding from the payment.

Death benefits to beneficiaries: The death benefit under a nonqualified contract is not exempt from estate (federal or state) taxes. In addition, for income tax purposes, any amount your beneficiary receives that exceeds the investment in the contract is

 48  WELLS FARGO ADVANTAGE VARIABLE ANNUITY — PROSPECTUS

taxable as ordinary income to the beneficiary in the year he or she receives the payments. (See also “Benefits in Case of Death — If You Die Before the Retirement Start Date”).

Net Investment Income Tax (also known as Medicare contribution tax): Effective for taxable years beginning on or after January 1, 2013, certain high-income individuals (as well as estates and trusts) are subject to a new 3.8% net investment income tax (as an addition to income taxes). For individuals, the 3.8% tax applies to the lesser of (1) the amount by which the taxpayer’s modified adjusted gross income exceeds $200,000 ($250,000 for married filing jointly and surviving spouses; $125,000 for married filing separately) or (2) the taxpayer’s “net investment income.” Net investment income includes taxable income from nonqualified annuities. Annuity holders are advised to consult their tax advisor regarding the possible implications of this additional tax.

Annuities owned by corporations, partnerships or irrevocable trusts: For nonqualified annuities, any annual increase in the value of annuities held by such entities (nonnatural persons) generally will be treated as ordinary income received during that year. However, if the trust was set up for the benefit of a natural person(s) only, the income may remain tax-deferred until withdrawn or paid out.

Penalties: If you receive amounts from your nonqualified annuity before reaching age 59 1/2, you may have to pay a 10% IRS penalty on the amount includable in your ordinary income. However, this penalty will not apply to any amount received:

•	because of your death or in the event of nonnatural ownership, the death of the annuitant;

•	because you become disabled (as defined in the Code);

•	if the distribution is part of a series of substantially equal periodic payments, made at least annually, over your life or life expectancy (or joint lives or life expectancies of you and your beneficiary);

•	if it is allocable to an investment before Aug. 14, 1982; or

•	if annuity payouts are made under immediate annuities as defined by the Code.

Transfer of ownership: Generally, if you transfer ownership of a nonqualified annuity without receiving adequate consideration, the transfer may be taxed as a withdrawal for federal income tax purposes. If the transfer is a currently taxable event for income tax purposes, the original owner will be taxed on the amount of deferred earnings at the time of the transfer and also may be subject to the 10% IRS penalty discussed earlier. In this case, the new owner’s investment in the contract will be equal to the investment in the contract at the time of the transfer plus any earnings included in the original owner’s taxable income as a result of the transfer. In general, this rule does not apply to transfers between spouses or former spouses. Similar rules apply if you transfer ownership for full consideration. Please consult your tax advisor for further details.

1035 Exchanges: Section 1035 of the Code permits nontaxable exchanges of certain insurance policies, endowment contracts, annuity contracts and qualified long-term care insurance contracts, while providing for continued tax deferral of earnings. In addition, Section 1035 permits the carryover of the investment in the contract from the old policy or contract to the new policy or contract. In a 1035 exchange one policy or contract is exchanged for another policy or contract. The following are nontaxable exchanges: (1) the exchange of a life insurance policy for another life insurance policy or for an endowment, annuity or qualified long-term care insurance contract, (2) the exchange of an endowment contract for an annuity contract, or for an endowment contract under which payments will begin no later than payments would have begun under the contract exchanged, (3) the exchange of an annuity contract for another annuity contract or for a qualified long-term insurance contract, and (4) the exchange of a qualified long-term care insurance contract for a qualified long-term care insurance contract. Additionally, other tax rules may apply. However, if the insurance policy has an outstanding loan, there may be tax consequences. Depending on the issue date of your original policy or contract, there may be tax or other benefits that are given up to gain the benefits of the new policy or contract. Consider whether the features and benefits of the new policy or contract outweigh any tax or other benefits of the old contract.

For a partial exchange of an annuity contract for another annuity contract, the 1035 exchange is generally tax-free. The investment in the original contract and the earnings on the contract will be allocated proportionately between the original and new contracts. However, per IRS Revenue Procedure 2011-38, if withdrawals are taken from either contract within the 180-day period following an exchange, the IRS will apply general tax principles to determine the appropriate tax treatment of the exchange and subsequent withdrawal. As a result, there may be unexpected tax consequences. You should consult your tax advisor before taking any withdrawal from either contract during the 180-day period following a partial exchange. Different IRS limitations on withdrawals apply to partial exchanges completed prior to October 24, 2011.

Assignment: If you assign or pledge your contract as collateral for a loan, earnings on purchase payments you made after Aug. 13, 1982 will be taxed as a deemed distribution and you may have to pay a 10% IRS penalty.

QUALIFIED ANNUITIES
Adverse tax consequences may result if you do not ensure that contributions, distributions and other transactions under the contract comply with the law. Qualified annuities have minimum distribution rules that govern the timing and amount of

WELLS FARGO ADVANTAGE VARIABLE ANNUITY — PROSPECTUS 49

distributions. You should refer to your retirement plan’s Summary Plan Description, your IRA disclosure statement, or consult a tax advisor for additional information about the distribution rules applicable to your situation.

When you use your contract to fund a retirement plan or IRA that is already tax-deferred under the Code, the contract will not provide any necessary or additional tax deferral. If your contract is used to fund an employer sponsored plan, your right to benefits may be subject to the terms and conditions of the plan regardless of the terms of the contract.

Annuity payouts: Under a qualified annuity, except a Roth IRA, Roth 401(k) or Roth 403(b), the entire payout generally is includable as ordinary income and is subject to tax unless: (1) the contract is an IRA to which you made non-deductible contributions; or (2) you rolled after-tax dollars from a retirement plan into your IRA; or (3) the contract is used to fund a retirement plan and you or your employer have contributed after-tax dollars.

Annuity payouts from Roth IRAs: In general, the entire payout from a Roth IRA can be free from income and penalty taxes if you have attained age 59 1/2 and meet the five year holding period.

Withdrawals: Under a qualified annuity, except a Roth IRA, Roth 401(k) or Roth 403(b), the entire withdrawal will generally be includable as ordinary income and is subject to tax unless: (1) the contract is an IRA to which you made non-deductible contributions; or (2) you rolled after-tax dollars from a retirement plan into your IRA; or (3) the contract is used to fund a retirement plan and you or your employer have contributed after-tax dollars.

Withdrawals from Roth IRAs: In general, the entire payout from a Roth IRA can be free from income and penalty taxes if you have attained age 59 1/2 and meet the five year holding period.

Required Minimum Distributions: Retirement plans (except for Roth IRAs) are subject to required withdrawals called required minimum distributions (“RMDs”) beginning at age 70 1/2. RMDs are based on the fair market value of your contract at year-end divided by the life expectancy factor. Certain death benefits and optional riders may be considered in determining the fair market value of your contract for RMD purposes. This may cause your RMD to be higher. Inherited IRAs (including inherited Roth IRAs) are subject to special required minimum distribution rules. You should consult your tax advisor prior to making a purchase for an explanation of the potential tax implications to you.

Withholding for IRAs, Roth IRAs, SEPs and SIMPLE IRAs: If you receive taxable income as a result of an annuity payout or a withdrawal, including withdrawals under any optional withdrawal benefit rider, we may deduct withholding against the payment. Any withholding represents a prepayment of your tax due for the year. You take credit for these amounts on your annual income tax return. As long as you have provided us with a valid Social Security Number or Taxpayer Identification Number, you can elect not to have any withholding occur.

If the payment is part of an annuity payout plan, we generally compute the amount of federal income tax withholding using payroll tables. You may provide us with a statement of how many exemptions to use in calculating the withholding. If the distribution is any other type of payment (such as a partial or full withdrawal) we compute federal income tax withholding using 10% of the taxable portion.

The federal income tax withholding requirements differ if we deliver payment outside the United States or you are a non-resident alien.

Some states also may impose income tax withholding requirements similar to the federal withholding described above. If this should be the case, we may deduct state income tax withholding from the payment.

Withholding for all other qualified annuities: If you receive directly all or part of the contract value from a qualified annuity, mandatory 20% federal income tax withholding (and possibly state income tax withholding) generally will be imposed at the time the payout is made from the plan. Any withholding represents a prepayment of your tax due for the year. You take credit for these amounts on your annual income tax return. This mandatory withholding will not be imposed if instead of receiving the distribution check, you elect to have the distribution rolled over directly to an IRA or another eligible plan. Payments made to a surviving spouse instead of being directly rolled over to an IRA are also subject to mandatory 20% income tax withholding.

In the below situations, the distribution is subject to an optional 10% withholding instead of the mandatory 20% withholding. We will withhold 10% of the distribution amount unless you elect otherwise.

•	the payout is one in a series of substantially equal periodic payouts, made at least annually, over your life or life expectancy (or the joint lives or life expectancies of you and your designated beneficiary) or over a specified period of 10 years or more;

•	the payout is a RMD as defined under the Code;

•	the payout is made on account of an eligible hardship; or

•	the payout is a corrective distribution.

 50  WELLS FARGO ADVANTAGE VARIABLE ANNUITY — PROSPECTUS

State withholding also may be imposed on taxable distributions.

Penalties: If you receive amounts from your qualified contract before reaching age 59 1/2, you may have to pay a 10% IRS penalty on the amount includable in your ordinary income. However, this penalty generally will not apply to any amount received:

•	because of your death;

•	because you become disabled (as defined in the Code);

•	if the distribution is part of a series of substantially equal periodic payments made at least annually, over your life or life expectancy (or joint lives or life expectancies of you and your beneficiary);

•	if the distribution is made following severance from employment during the calendar year in which you attain age 55 (TSAs and annuities funding 401(a) plans only);

•	to pay certain medical or education expenses (IRAs only); or

•	if the distribution is made from an inherited IRA.

Death benefits to beneficiaries: The entire death benefit generally is taxable as ordinary income to the beneficiary in the year he/she receives the payments from the qualified annuity. If you made non-deductible contributions to a traditional IRA, the portion of any distribution from the contract that represents after-tax contributions is not taxable as ordinary income to your beneficiary. You are responsible for keeping all records tracking your non-deductible contributions to an IRA. Death benefits under a Roth IRA generally are not taxable as ordinary income to the beneficiary if certain distribution requirements are met. (See also “Benefits in Case of Death — If you Die Before the Retirement Date”).

Change of retirement plan type: IRS regulations allow for rollovers of certain retirement plan distributions. In some circumstances, you may be able to have an intra-contract rollover, keeping the same features and conditions. If the annuity contract you have does not support an intra-contract rollover, you are able to request an IRS approved rollover to another annuity contract or other investment product that you choose. If you choose another annuity contract or investment product, you will be subject to new rules, including a new withdrawal charge schedule for an annuity contract, or other product rules as applicable.

Assignment: You may not assign or pledge your qualified contract as collateral for a loan.

OTHER
Special considerations if you select any optional rider: As of the date of this prospectus, we believe that charges related to these riders are not subject to current taxation. Therefore, we will not report these charges as partial withdrawals from your contract. However, the IRS may determine that these charges should be treated as partial withdrawals subject to taxation to the extent of any gain as well as the 10% tax penalty for withdrawals before the age of 59 1/2, if applicable.

We reserve the right to report charges for these riders as partial withdrawals if we, as a withholding and reporting agent, believe that we are required to report them. In addition, we will report any benefits attributable to these riders on the death of you or the annuitant as an annuity death benefit distribution, not as proceeds from life insurance.

Important: Our discussion of federal tax laws is based upon our understanding of current interpretations of these laws. Federal tax laws or current interpretations of them may change. For this reason and because tax consequences are complex and highly individual and cannot always be anticipated, you should consult a tax advisor if you have any questions about taxation of your contract.

RiverSource Life’s tax status: We are taxed as a life insurance company under the Code. For federal income tax purposes, the subaccounts are considered a part of our company, although their operations are treated separately in accounting and financial statements. Investment income is reinvested in the fund in which each subaccount invests and becomes part of that subaccount’s value. This investment income, including realized capital gains, is not subject to any withholding for federal or state income taxes. We reserve the right to make such a charge in the future if there is a change in the tax treatment of variable annuities or in our tax status as we then understand it.

Tax qualification: We intend that the contract qualify as an annuity for federal income tax purposes. To that end, the provisions of the contract are to be interpreted to ensure or maintain such tax qualification, in spite of any other provisions of the contract. We reserve the right to amend the contract to reflect any clarifications that may be needed or are appropriate to maintain such qualification or to conform the contract to any applicable changes in the tax qualification requirements. We will send you a copy of any amendments.

WELLS FARGO ADVANTAGE VARIABLE ANNUITY — PROSPECTUS 51

Voting Rights

As a contract owner with investments in the subaccounts, you may vote on important fund policies until annuity payouts begin. Once they begin, the person receiving them has voting rights. We will vote fund shares according to the instructions of the person with voting rights.

Before annuity payouts begin, the number of votes you have is determined by applying your percentage interest in each subaccount to the total number of votes allowed to the subaccount.

After annuity payouts begin, the number of votes you have is equal to:

•	the reserve held in each subaccount for your contract; divided by

•	the net asset value of one share of the applicable fund.

As we make annuity payouts, the reserve for the contract decreases; therefore, the number of votes also will decrease.

We calculate votes separately for each subaccount. We will send notice of shareholders’ meetings, proxy materials and a statement of the number of votes to which the voter is entitled. We will vote shares for which we have not received instructions in the same proportion as the votes for which we received instructions. We also will vote the shares for which we have voting rights in the same proportion as the votes for which we received instructions.

Substitution of Investments

We may substitute the funds in which the subaccounts invest if:

•	laws or regulations change;

•	the existing funds become unavailable; or

•	in our judgment, the funds no longer are suitable (or are not the most suitable) for the subaccounts.

If any of these situations occur, and if we believe it is in the best interest of persons having voting rights under the contract, we have the right to substitute a fund currently listed in this prospectus (existing fund) for another fund (new fund). The new fund may have higher fees and/or operating expenses than the existing fund. Also, the new fund may have investment objectives and policies and/or investment advisers which differ from the existing fund.

We may also:

•	add new subaccounts;

•	combine any two or more subaccounts;

•	transfer assets to and from the subaccounts or the variable account; and

•	eliminate or close any subaccounts.

We will notify you of any substitution or change. If we notify you that a subaccount will be eliminated or closed, you will have a certain period of time to tell us where to reallocate purchase payments or contract value currently allocated to that subaccount. If we do not receive your reallocation instructions by the due date, we automatically will reallocate to the subaccount investing in the Columbia Variable Portfolio — Cash Management Fund (Class 3). You may then transfer this reallocated amount in accordance with the transfer provisions of your contract (see “Transferring Between Accounts” above).

In the event of substitution or any of these changes, we may amend the contract and take whatever action is necessary and appropriate without your consent or approval. However, we will not make any substitution or change without the necessary approval of the SEC and state insurance departments.

About the Service Providers

PRINCIPAL UNDERWRITER
RiverSource Distributors, Inc. (“RiverSource Distributors”), our affiliate, serves as the principal underwriter of the contract. Its offices are located at 70100 Ameriprise Financial Center, Minneapolis, MN 55474. RiverSource Distributors is a wholly-owned subsidiary of Ameriprise Financial, Inc.

Although we no longer offer the contract for sale, you may continue to make purchase payments if permitted under the terms of your contract. We pay commissions to an affiliated selling firm of up to 5.00% as well as service/trail commissions of up to 0.75% based on annual total contract value for as long as the contract remains in effect. We also may pay an additional sales commission of up to 1.00% of purchase payments for a period of time we select. These commissions do not change depending on which subaccounts you choose to allocate your purchase payments.

 52  WELLS FARGO ADVANTAGE VARIABLE ANNUITY — PROSPECTUS

From time to time and in accordance with applicable laws and regulations, we may also pay or provide the selling firm with various cash and non-cash promotional incentives including, but not limited to bonuses, short-term sales incentive payments, marketing allowances, costs associated with sales conferences and educational seminars and sales recognition awards.

A portion of the payments made to the selling firm may be passed on to its sales representatives in accordance with its internal compensation programs. Those programs may also include other types of cash and non-cash compensation and other benefits.

Ask your sales representative for further information about what your sales representative and the selling firm for which he or she works may receive in connection with your contract.

We pay the commissions and other compensation described above from our assets. Our assets include:

•	revenues we receive from fees and expenses that you will pay when buying, owning and making a withdrawal from the contract (see “Expense Summary”);

•	compensation we or an affiliate receive from the underlying funds in the form of distribution and services fees (see “The Variable Account and the Funds — The funds”);

•	compensation we or an affiliate receive from a fund’s investment adviser, subadviser, distributor or an affiliate of any of these (see “The Variable Account and the Funds — The funds”); and

•	revenues we receive from other contracts and policies we sell that are not securities and other businesses we conduct.

You do not directly pay the commissions and other compensation described above as the result of a specific charge or deduction under the contract. However, you may pay part of all of the commissions and other compensation described above indirectly through:

•	fees and expenses we collect from contract owners, including withdrawal charges; and

•	fees and expenses charged by the underlying funds in which the subaccounts you select invest, to the extent we or one of our affiliates receive revenue from the funds or an affiliated person.

ISSUER
RiverSource Life issues the contracts. We are located at 70100 Ameriprise Financial Center, Minneapolis, MN 55474 and are a wholly-owned subsidiary of Ameriprise Financial, Inc.

We conduct a conventional life insurance business. We are licensed to do business in 49 states, the District of Columbia and American Samoa. Our primary products currently include fixed and variable annuity contracts and life insurance policies.

LEGAL PROCEEDINGS
Life insurance companies have been the subject of increasing regulatory, legislative and judicial scrutiny. Numerous state and federal regulatory agencies have commenced examinations and other inquiries of insurance companies regarding sales and marketing practices (including sales to older consumers and disclosure practices), claims handling, and unclaimed property and escheatment practices and procedures. With regard to an industry-wide investigation of unclaimed property and escheatment practices and procedures, RiverSource Life is responding to regulatory audits, market conduct examinations and other inquiries (including inquiries from the State of Minnesota). RiverSource Life has cooperated with and will continue to cooperate with the applicable regulators regarding their inquiries.

RiverSource Life is involved in the normal course of business in a number of other legal and arbitration proceedings concerning matters arising in connection with the conduct of its business activities. RiverSource Life believes that it is not a party to, nor are any of its properties the subject of, any pending legal, arbitration or regulatory proceedings that would have a material adverse effect on its consolidated financial condition, results of operations or liquidity. However, it is possible that the outcome of any such proceedings could have a material adverse impact on results of operations in any particular reporting period as the proceedings are resolved.

Additional Information

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
RiverSource Life is incorporating by reference in this prospectus information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information that we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC automatically will update and supersede this information. The Annual Report on Form 10-K of RiverSource Life Insurance Company for the year ended December 31, 2012, File No. 33-28976, that we previously filed with the SEC under the Securities Exchange Act of 1934 (1934 Act) is incorporated by reference into this prospectus, as well as all of our subsequent annual reports on Form 10-K,

WELLS FARGO ADVANTAGE VARIABLE ANNUITY — PROSPECTUS 53

quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC under the 1934 Act. To access this document, see “SEC Filings” under “Investors Relations” on our website at www.ameriprise.com.

RiverSource Life will furnish you without charge a copy of any or all of the documents incorporated by reference into this prospectus, including any exhibits to such documents which have been specifically incorporated by reference. We will do so upon receipt of your written or oral request. You can contact RiverSource Life at the telephone number and address listed on the first page of this prospectus.

AVAILABLE INFORMATION
This prospectus is part of a registration statement we file with the SEC. Additional information on RiverSource Life and on this offering is available in the registration statement. You can obtain copies of these materials at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. In addition to this prospectus, the SAI and information about the contract, information incorporated by reference is available on the EDGAR Database on the SEC’s Internet site at (http://www.sec.gov).

INDEMNIFICATION
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (Securities Act) may be permitted to directors and officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

 54  WELLS FARGO ADVANTAGE VARIABLE ANNUITY — PROSPECTUS

Appendix: Condensed Financial Information (Unaudited)

The following tables give per-unit information about the financial history of the subaccounts representing the lowest and highest total annual variable account expense combinations. The date in which operations commenced in each subaccount is noted in parentheses. The SAI contains tables that give per-unit information about the financial history of each existing subaccount. We have not provided this information for subaccounts (if any) that were not available under your contract as of Dec. 31, 2012. You may obtain a copy of the SAI without charge by contacting us at the telephone number or address listed on the first page of the prospectus.

Variable account charges of 1.20% of the daily net assets of the variable account.
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

Columbia Variable Portfolio – Cash Management Fund (Class 3) (11/06/2003)
Accumulation unit value at beginning of period	$1.05	$1.07	$1.08	$1.09	$1.08	$1.04	$1.01	$0.99	$1.00	$1.00
Accumulation unit value at end of period	$1.04	$1.05	$1.07	$1.08	$1.09	$1.08	$1.04	$1.01	$0.99	$1.00
Number of accumulation units outstanding at end of period (000 omitted)	1,249	1,477	1,772	4,706	1,829	792	340	57	73	203

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3) (03/03/2000)
Accumulation unit value at beginning of period	$1.62	$1.72	$1.49	$1.19	$2.02	$1.89	$1.60	$1.42	$1.22	$0.87
Accumulation unit value at end of period	$1.82	$1.62	$1.72	$1.49	$1.19	$2.02	$1.89	$1.60	$1.42	$1.22
Number of accumulation units outstanding at end of period (000 omitted)	572	713	984	14,162	11,637	6,473	3,391	1,105	1,194	591

Columbia Variable Portfolio – High Yield Bond Fund (Class 3) (03/03/2000)
Accumulation unit value at beginning of period	$1.75	$1.67	$1.49	$0.98	$1.32	$1.31	$1.20	$1.17	$1.06	$0.86
Accumulation unit value at end of period	$2.00	$1.75	$1.67	$1.49	$0.98	$1.32	$1.31	$1.20	$1.17	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	165	192	290	430	462	515	630	328	368	394

Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3) (03/03/2000)
Accumulation unit value at beginning of period	$0.71	$0.68	$0.59	$0.48	$0.84	$0.83	$0.73	$0.69	$0.66	$0.52
Accumulation unit value at end of period	$0.80	$0.71	$0.68	$0.59	$0.48	$0.84	$0.83	$0.73	$0.69	$0.66
Number of accumulation units outstanding at end of period (000 omitted)	713	880	1,242	1,472	1,713	2,064	2,748	727	804	75

Columbia Variable Portfolio – Select Smaller-Cap Value Fund (Class 3) (03/03/2000)
Accumulation unit value at beginning of period	$1.20	$1.32	$1.06	$0.76	$1.26	$1.33	$1.21	$1.16	$0.99	$0.68
Accumulation unit value at end of period	$1.39	$1.20	$1.32	$1.06	$0.76	$1.26	$1.33	$1.21	$1.16	$0.99
Number of accumulation units outstanding at end of period (000 omitted)	19	32	42	45	58	92	139	214	237	384

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 3) (03/03/2000)
Accumulation unit value at beginning of period	$1.28	$1.28	$1.26	$1.21	$1.25	$1.21	$1.17	$1.17	$1.17	$1.17
Accumulation unit value at end of period	$1.29	$1.28	$1.28	$1.26	$1.21	$1.25	$1.21	$1.17	$1.17	$1.17
Number of accumulation units outstanding at end of period (000 omitted)	592	697	1,388	3,602	1,648	1,509	1,294	1,196	1,221	1,040

The Dreyfus Socially Responsible Growth Fund, Inc., Initial Shares (03/03/2000)
Accumulation unit value at beginning of period	$0.72	$0.72	$0.64	$0.48	$0.74	$0.70	$0.65	$0.63	$0.60	$0.48
Accumulation unit value at end of period	$0.80	$0.72	$0.72	$0.64	$0.48	$0.74	$0.70	$0.65	$0.63	$0.60
Number of accumulation units outstanding at end of period (000 omitted)	82	112	194	210	232	333	476	530	701	753

Fidelity® VIP Dynamic Capital Appreciation Portfolio Service Class 2 (05/01/2001)
Accumulation unit value at beginning of period	$1.33	$1.38	$1.18	$0.88	$1.52	$1.44	$1.28	$1.08	$1.08	$0.87
Accumulation unit value at end of period	$1.60	$1.33	$1.38	$1.18	$0.88	$1.52	$1.44	$1.28	$1.08	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	16	24	28	25	151	226	191	100	105	99

Fidelity® VIP High Income Portfolio Service Class 2 (05/01/2001)
Accumulation unit value at beginning of period	$1.71	$1.67	$1.49	$1.05	$1.42	$1.40	$1.27	$1.26	$1.17	$0.93
Accumulation unit value at end of period	$1.93	$1.71	$1.67	$1.49	$1.05	$1.42	$1.40	$1.27	$1.26	$1.17
Number of accumulation units outstanding at end of period (000 omitted)	10	23	25	62	74	104	146	148	223	280

Fidelity® VIP Mid Cap Portfolio Service Class 2 (05/01/2001)
Accumulation unit value at beginning of period	$2.17	$2.46	$1.94	$1.40	$2.35	$2.06	$1.86	$1.59	$1.29	$0.95
Accumulation unit value at end of period	$2.45	$2.17	$2.46	$1.94	$1.40	$2.35	$2.06	$1.86	$1.59	$1.29
Number of accumulation units outstanding at end of period (000 omitted)	567	701	1,184	3,949	5,166	3,440	2,476	1,850	1,925	1,154

FTVIPT Franklin Global Real Estate Securities Fund – Class 2 (03/03/2000)
Accumulation unit value at beginning of period	$1.96	$2.10	$1.76	$1.49	$2.62	$3.35	$2.81	$2.51	$1.93	$1.44
Accumulation unit value at end of period	$2.46	$1.96	$2.10	$1.76	$1.49	$2.62	$3.35	$2.81	$2.51	$1.93
Number of accumulation units outstanding at end of period (000 omitted)	52	108	158	221	277	385	391	403	418	397

FTVIPT Franklin Income Securities Fund – Class 2 (03/03/2000)
Accumulation unit value at beginning of period	$2.09	$2.07	$1.86	$1.39	$2.00	$1.95	$1.67	$1.66	$1.48	$1.13
Accumulation unit value at end of period	$2.33	$2.09	$2.07	$1.86	$1.39	$2.00	$1.95	$1.67	$1.66	$1.48
Number of accumulation units outstanding at end of period (000 omitted)	590	665	767	889	938	1,265	1,436	1,440	1,366	1,259

WELLS FARGO ADVANTAGE VARIABLE ANNUITY — PROSPECTUS 55

Variable account charges of 1.20% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

FTVIPT Franklin Small Cap Value Securities Fund – Class 2 (05/01/2002)
Accumulation unit value at beginning of period	$1.55	$1.63	$1.28	$1.01	$1.52	$1.58	$1.36	$1.27	$1.04	$0.79
Accumulation unit value at end of period	$1.81	$1.55	$1.63	$1.28	$1.01	$1.52	$1.58	$1.36	$1.27	$1.04
Number of accumulation units outstanding at end of period (000 omitted)	149	180	256	260	317	406	494	503	478	149

FTVIPT Franklin Small-Mid Cap Growth Securities Fund – Class 2 (03/03/2000)
Accumulation unit value at beginning of period	$0.67	$0.72	$0.57	$0.40	$0.71	$0.64	$0.60	$0.58	$0.52	$0.39
Accumulation unit value at end of period	$0.74	$0.67	$0.72	$0.57	$0.40	$0.71	$0.64	$0.60	$0.58	$0.52
Number of accumulation units outstanding at end of period (000 omitted)	680	934	1,281	1,495	1,794	2,000	2,527	2,955	3,142	2,747

FTVIPT Mutual Shares Securities Fund – Class 2 (03/03/2000)
Accumulation unit value at beginning of period	$1.62	$1.66	$1.51	$1.21	$1.95	$1.91	$1.63	$1.49	$1.34	$1.08
Accumulation unit value at end of period	$1.83	$1.62	$1.66	$1.51	$1.21	$1.95	$1.91	$1.63	$1.49	$1.34
Number of accumulation units outstanding at end of period (000 omitted)	1,453	1,701	2,487	2,690	2,831	3,212	4,354	3,461	3,662	1,227

Goldman Sachs VIT Mid Cap Value Fund – Institutional Shares (03/03/2000)
Accumulation unit value at beginning of period	$2.84	$3.08	$2.49	$1.89	$3.04	$2.98	$2.60	$2.33	$1.87	$1.48
Accumulation unit value at end of period	$3.33	$2.84	$3.08	$2.49	$1.89	$3.04	$2.98	$2.60	$2.33	$1.87
Number of accumulation units outstanding at end of period (000 omitted)	217	312	373	2,121	2,524	2,353	1,620	981	1,028	1,083

Goldman Sachs VIT Structured U.S. Equity Fund – Institutional Shares (03/03/2000)
Accumulation unit value at beginning of period	$0.87	$0.85	$0.76	$0.64	$1.02	$1.05	$0.94	$0.90	$0.79	$0.62
Accumulation unit value at end of period	$0.99	$0.87	$0.85	$0.76	$0.64	$1.02	$1.05	$0.94	$0.90	$0.79
Number of accumulation units outstanding at end of period (000 omitted)	268	345	373	437	674	934	1,503	1,492	1,569	1,608

Invesco V.I. American Franchise Fund, Series I Shares (04/27/2012)
Accumulation unit value at beginning of period	$1.00	—	—	—	—	—	—	—	—	—
Accumulation unit value at end of period	$0.97	—	—	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	242	—	—	—	—	—	—	—	—	—

Invesco V.I. Core Equity Fund, Series I Shares (04/28/2006)
Accumulation unit value at beginning of period	$1.08	$1.10	$1.01	$0.80	$1.16	$1.08	$1.00	—	—	—
Accumulation unit value at end of period	$1.22	$1.08	$1.10	$1.01	$0.80	$1.16	$1.08	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	569	736	871	999	1,471	1,975	2,929	—	—	—

MFS® Investors Trust Series – Initial Class (03/03/2000)
Accumulation unit value at beginning of period	$1.01	$1.05	$0.95	$0.76	$1.15	$1.05	$0.94	$0.89	$0.81	$0.67
Accumulation unit value at end of period	$1.19	$1.01	$1.05	$0.95	$0.76	$1.15	$1.05	$0.94	$0.89	$0.81
Number of accumulation units outstanding at end of period (000 omitted)	151	248	266	331	520	670	907	986	1,123	1,326

MFS® Utilities Series – Initial Class (03/03/2000)
Accumulation unit value at beginning of period	$1.67	$1.59	$1.41	$1.07	$1.74	$1.38	$1.06	$0.92	$0.72	$0.53
Accumulation unit value at end of period	$1.88	$1.67	$1.59	$1.41	$1.07	$1.74	$1.38	$1.06	$0.92	$0.72
Number of accumulation units outstanding at end of period (000 omitted)	295	324	374	451	755	939	1,148	1,224	1,369	1,686

Oppenheimer Global Fund/VA, Service Shares (05/01/2002)
Accumulation unit value at beginning of period	$1.47	$1.63	$1.43	$1.04	$1.76	$1.68	$1.45	$1.28	$1.09	$0.77
Accumulation unit value at end of period	$1.76	$1.47	$1.63	$1.43	$1.04	$1.76	$1.68	$1.45	$1.28	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	274	327	424	497	695	722	710	579	518	82

Oppenheimer Global Strategic Income Fund/VA, Service Shares (05/01/2002)
Accumulation unit value at beginning of period	$1.66	$1.67	$1.47	$1.26	$1.49	$1.37	$1.30	$1.28	$1.19	$1.03
Accumulation unit value at end of period	$1.85	$1.66	$1.67	$1.47	$1.26	$1.49	$1.37	$1.30	$1.28	$1.19
Number of accumulation units outstanding at end of period (000 omitted)	588	685	1,026	13,876	10,614	8,749	2,701	919	906	264

Putnam VT Global Health Care Fund – Class IB Shares (05/01/2002)
Accumulation unit value at beginning of period	$1.17	$1.20	$1.18	$0.95	$1.16	$1.18	$1.16	$1.04	$0.98	$0.84
Accumulation unit value at end of period	$1.41	$1.17	$1.20	$1.18	$0.95	$1.16	$1.18	$1.16	$1.04	$0.98
Number of accumulation units outstanding at end of period (000 omitted)	33	28	60	61	63	104	150	132	111	50

Putnam VT International Equity Fund – Class IB Shares (03/03/2000)
Accumulation unit value at beginning of period	$0.71	$0.86	$0.79	$0.64	$1.16	$1.08	$0.86	$0.77	$0.67	$0.53
Accumulation unit value at end of period	$0.85	$0.71	$0.86	$0.79	$0.64	$1.16	$1.08	$0.86	$0.77	$0.67
Number of accumulation units outstanding at end of period (000 omitted)	1,022	1,321	1,666	1,959	2,382	3,162	3,931	4,113	4,437	3,942

Putnam VT Multi-Cap Growth Fund – Class IB Shares (09/24/2010)
Accumulation unit value at beginning of period	$1.06	$1.13	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.22	$1.06	$1.13	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	295	347	424	—	—	—	—	—	—	—

Variable Portfolio – Partners Small Cap Value Fund (Class 3) (05/01/2002)
Accumulation unit value at beginning of period	$1.58	$1.67	$1.36	$1.01	$1.49	$1.59	$1.34	$1.28	$1.08	$0.79
Accumulation unit value at end of period	$1.77	$1.58	$1.67	$1.36	$1.01	$1.49	$1.59	$1.34	$1.28	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	54	63	108	394	434	396	192	185	221	40

 56  WELLS FARGO ADVANTAGE VARIABLE ANNUITY — PROSPECTUS

Variable account charges of 1.20% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

Wells Fargo Advantage VT Index Asset Allocation Fund – Class 2 (03/03/2000)
Accumulation unit value at beginning of period	$1.18	$1.12	$1.00	$0.88	$1.25	$1.18	$1.06	$1.02	$0.95	$0.79
Accumulation unit value at end of period	$1.32	$1.18	$1.12	$1.00	$0.88	$1.25	$1.18	$1.06	$1.02	$0.95
Number of accumulation units outstanding at end of period (000 omitted)	626	732	838	1,076	2,686	3,084	3,544	4,274	4,536	4,842

Wells Fargo Advantage VT International Equity Fund – Class 2 (11/06/2003)
Accumulation unit value at beginning of period	$1.30	$1.51	$1.31	$1.15	$1.99	$1.75	$1.44	$1.26	$1.08	$1.00
Accumulation unit value at end of period	$1.45	$1.30	$1.51	$1.31	$1.15	$1.99	$1.75	$1.44	$1.26	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	408	445	740	773	755	857	966	1,110	1,249	139

Wells Fargo Advantage VT Intrinsic Value Fund – Class 2 (03/03/2000)
Accumulation unit value at beginning of period	$1.13	$1.17	$1.04	$0.90	$1.43	$1.41	$1.20	$1.16	$1.05	$0.84
Accumulation unit value at end of period	$1.33	$1.13	$1.17	$1.04	$0.90	$1.43	$1.41	$1.20	$1.16	$1.05
Number of accumulation units outstanding at end of period (000 omitted)	378	474	657	1,060	823	1,148	1,387	1,578	1,938	1,984

Wells Fargo Advantage VT Omega Growth Fund – Class 2 (11/06/2003)
Accumulation unit value at beginning of period	$1.43	$1.53	$1.29	$0.91	$1.27	$1.15	$1.10	$1.08	$1.02	$1.00
Accumulation unit value at end of period	$1.70	$1.43	$1.53	$1.29	$0.91	$1.27	$1.15	$1.10	$1.08	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	1,104	1,317	1,629	743	873	981	1,054	1,161	1,187	55

Wells Fargo Advantage VT Opportunity Fund – Class 2 (08/26/2011)
Accumulation unit value at beginning of period	$1.05	$1.00	—	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.20	$1.05	—	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	554	644	—	—	—	—	—	—	—	—

Wells Fargo Advantage VT Small Cap Growth Fund – Class 2 (03/03/2000)
Accumulation unit value at beginning of period	$0.59	$0.63	$0.50	$0.33	$0.58	$0.51	$0.42	$0.40	$0.36	$0.25
Accumulation unit value at end of period	$0.63	$0.59	$0.63	$0.50	$0.33	$0.58	$0.51	$0.42	$0.40	$0.36
Number of accumulation units outstanding at end of period (000 omitted)	728	942	1,389	1,044	1,148	1,358	1,741	1,913	2,281	2,845

Wells Fargo Advantage VT Total Return Bond Fund – Class 2 (03/03/2000)
Accumulation unit value at beginning of period	$1.84	$1.72	$1.63	$1.47	$1.46	$1.39	$1.35	$1.34	$1.30	$1.22
Accumulation unit value at end of period	$1.93	$1.84	$1.72	$1.63	$1.47	$1.46	$1.39	$1.35	$1.34	$1.30
Number of accumulation units outstanding at end of period (000 omitted)	559	574	787	1,689	1,799	2,363	1,377	939	985	1,052

Variable account charges of 1.65% of the daily net assets of the variable account.
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

Columbia Variable Portfolio – Cash Management Fund (Class 3) (01/29/2003)
Accumulation unit value at beginning of period	$1.01	$1.02	$1.04	$1.05	$1.05	$1.02	$0.99	$0.98	$0.99	$1.00
Accumulation unit value at end of period	$0.99	$1.01	$1.02	$1.04	$1.05	$1.05	$1.02	$0.99	$0.98	$0.99
Number of accumulation units outstanding at end of period (000 omitted)	903	1,702	2,115	3,351	3,612	1,885	1,470	766	287	357

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3) (03/03/2000)
Accumulation unit value at beginning of period	$1.53	$1.64	$1.43	$1.14	$1.95	$1.83	$1.55	$1.39	$1.20	$0.86
Accumulation unit value at end of period	$1.72	$1.53	$1.64	$1.43	$1.14	$1.95	$1.83	$1.55	$1.39	$1.20
Number of accumulation units outstanding at end of period (000 omitted)	1,769	2,320	2,716	8,325	7,708	6,016	4,986	2,404	286	196

Columbia Variable Portfolio – High Yield Bond Fund (Class 3) (03/03/2000)
Accumulation unit value at beginning of period	$1.63	$1.56	$1.40	$0.92	$1.25	$1.25	$1.15	$1.12	$1.02	$0.83
Accumulation unit value at end of period	$1.85	$1.63	$1.56	$1.40	$0.92	$1.25	$1.25	$1.15	$1.12	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	466	702	858	1,039	1,295	1,788	2,394	1,528	436	245

Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3) (03/03/2000)
Accumulation unit value at beginning of period	$0.67	$0.65	$0.56	$0.46	$0.81	$0.80	$0.71	$0.68	$0.65	$0.51
Accumulation unit value at end of period	$0.75	$0.67	$0.65	$0.56	$0.46	$0.81	$0.80	$0.71	$0.68	$0.65
Number of accumulation units outstanding at end of period (000 omitted)	1,936	2,409	3,157	3,716	3,845	3,974	4,539	4,651	2,949	133

Columbia Variable Portfolio – Select Smaller-Cap Value Fund (Class 3) (03/03/2000)
Accumulation unit value at beginning of period	$1.13	$1.26	$1.01	$0.73	$1.22	$1.29	$1.17	$1.14	$0.98	$0.67
Accumulation unit value at end of period	$1.31	$1.13	$1.26	$1.01	$0.73	$1.22	$1.29	$1.17	$1.14	$0.98
Number of accumulation units outstanding at end of period (000 omitted)	23	23	23	30	31	42	43	46	47	47

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 3) (03/03/2000)
Accumulation unit value at beginning of period	$1.20	$1.21	$1.19	$1.15	$1.20	$1.16	$1.13	$1.13	$1.14	$1.15
Accumulation unit value at end of period	$1.20	$1.20	$1.21	$1.19	$1.15	$1.20	$1.16	$1.13	$1.13	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	762	920	995	2,247	1,818	1,636	1,686	1,464	2,105	1,933

The Dreyfus Socially Responsible Growth Fund, Inc., Initial Shares (03/03/2000)
Accumulation unit value at beginning of period	$0.68	$0.69	$0.61	$0.46	$0.72	$0.68	$0.63	$0.62	$0.59	$0.48
Accumulation unit value at end of period	$0.75	$0.68	$0.69	$0.61	$0.46	$0.72	$0.68	$0.63	$0.62	$0.59
Number of accumulation units outstanding at end of period (000 omitted)	18	18	21	29	43	53	54	77	109	119

WELLS FARGO ADVANTAGE VARIABLE ANNUITY — PROSPECTUS 57

Variable account charges of 1.65% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

Fidelity® VIP Dynamic Capital Appreciation Portfolio Service Class 2 (05/01/2001)
Accumulation unit value at beginning of period	$1.26	$1.32	$1.14	$0.85	$1.48	$1.41	$1.26	$1.06	$1.06	$0.86
Accumulation unit value at end of period	$1.52	$1.26	$1.32	$1.14	$0.85	$1.48	$1.41	$1.26	$1.06	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	—	—	1	1	1	—	1	1	1	1

Fidelity® VIP High Income Portfolio Service Class 2 (05/01/2001)
Accumulation unit value at beginning of period	$1.63	$1.60	$1.43	$1.01	$1.37	$1.36	$1.25	$1.24	$1.15	$0.92
Accumulation unit value at end of period	$1.83	$1.63	$1.60	$1.43	$1.01	$1.37	$1.36	$1.25	$1.24	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	25	25	19	19	19	22	22	22	22	26

Fidelity® VIP Mid Cap Portfolio Service Class 2 (05/01/2001)
Accumulation unit value at beginning of period	$2.06	$2.35	$1.86	$1.35	$2.28	$2.01	$1.82	$1.57	$1.28	$0.94
Accumulation unit value at end of period	$2.33	$2.06	$2.35	$1.86	$1.35	$2.28	$2.01	$1.82	$1.57	$1.28
Number of accumulation units outstanding at end of period (000 omitted)	569	740	844	2,215	2,876	2,509	1,985	1,376	1,002	621

FTVIPT Franklin Global Real Estate Securities Fund – Class 2 (03/03/2000)
Accumulation unit value at beginning of period	$1.64	$1.77	$1.49	$1.27	$2.24	$2.88	$2.43	$2.18	$1.68	$1.26
Accumulation unit value at end of period	$2.06	$1.64	$1.77	$1.49	$1.27	$2.24	$2.88	$2.43	$2.18	$1.68
Number of accumulation units outstanding at end of period (000 omitted)	24	61	79	103	112	129	143	179	154	90

FTVIPT Franklin Income Securities Fund – Class 2 (03/03/2000)
Accumulation unit value at beginning of period	$1.70	$1.69	$1.53	$1.14	$1.65	$1.62	$1.39	$1.39	$1.24	$0.96
Accumulation unit value at end of period	$1.89	$1.70	$1.69	$1.53	$1.14	$1.65	$1.62	$1.39	$1.39	$1.24
Number of accumulation units outstanding at end of period (000 omitted)	249	422	433	456	528	522	401	503	448	360

FTVIPT Franklin Small Cap Value Securities Fund – Class 2 (05/01/2002)
Accumulation unit value at beginning of period	$1.48	$1.56	$1.24	$0.98	$1.48	$1.54	$1.34	$1.25	$1.03	$0.79
Accumulation unit value at end of period	$1.72	$1.48	$1.56	$1.24	$0.98	$1.48	$1.54	$1.34	$1.25	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	84	106	114	186	253	389	446	450	471	247

FTVIPT Franklin Small-Mid Cap Growth Securities Fund – Class 2 (03/03/2000)
Accumulation unit value at beginning of period	$0.59	$0.63	$0.50	$0.36	$0.63	$0.58	$0.54	$0.52	$0.48	$0.35
Accumulation unit value at end of period	$0.65	$0.59	$0.63	$0.50	$0.36	$0.63	$0.58	$0.54	$0.52	$0.48
Number of accumulation units outstanding at end of period (000 omitted)	274	378	425	493	554	790	901	1,089	1,247	982

FTVIPT Mutual Shares Securities Fund – Class 2 (03/03/2000)
Accumulation unit value at beginning of period	$1.46	$1.50	$1.37	$1.10	$1.78	$1.75	$1.51	$1.38	$1.25	$1.02
Accumulation unit value at end of period	$1.64	$1.46	$1.50	$1.37	$1.10	$1.78	$1.75	$1.51	$1.38	$1.25
Number of accumulation units outstanding at end of period (000 omitted)	1,178	1,501	1,886	2,268	2,938	4,831	5,961	5,530	5,447	3,579

Goldman Sachs VIT Mid Cap Value Fund – Institutional Shares (03/03/2000)
Accumulation unit value at beginning of period	$2.70	$2.93	$2.38	$1.82	$2.94	$2.89	$2.53	$2.28	$1.84	$1.46
Accumulation unit value at end of period	$3.14	$2.70	$2.93	$2.38	$1.82	$2.94	$2.89	$2.53	$2.28	$1.84
Number of accumulation units outstanding at end of period (000 omitted)	444	575	685	1,547	1,775	1,885	1,605	937	431	147

Goldman Sachs VIT Structured U.S. Equity Fund – Institutional Shares (03/03/2000)
Accumulation unit value at beginning of period	$0.83	$0.81	$0.73	$0.61	$0.99	$1.02	$0.92	$0.88	$0.78	$0.61
Accumulation unit value at end of period	$0.93	$0.83	$0.81	$0.73	$0.61	$0.99	$1.02	$0.92	$0.88	$0.78
Number of accumulation units outstanding at end of period (000 omitted)	20	20	33	52	81	104	122	171	282	210

Invesco V.I. American Franchise Fund, Series I Shares (04/27/2012)
Accumulation unit value at beginning of period	$1.00	—	—	—	—	—	—	—	—	—
Accumulation unit value at end of period	$0.96	—	—	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	11	—	—	—	—	—	—	—	—	—

Invesco V.I. Core Equity Fund, Series I Shares (04/28/2006)
Accumulation unit value at beginning of period	$1.05	$1.07	$1.00	$0.79	$1.15	$1.08	$1.00	—	—	—
Accumulation unit value at end of period	$1.18	$1.05	$1.07	$1.00	$0.79	$1.15	$1.08	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	69	76	161	191	204	254	304	—	—	—

MFS® Investors Trust Series – Initial Class (03/03/2000)
Accumulation unit value at beginning of period	$0.95	$0.98	$0.90	$0.72	$1.09	$1.01	$0.91	$0.86	$0.79	$0.65
Accumulation unit value at end of period	$1.11	$0.95	$0.98	$0.90	$0.72	$1.09	$1.01	$0.91	$0.86	$0.79
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	7	9	10	44	49	54	60

MFS® Utilities Series – Initial Class (03/03/2000)
Accumulation unit value at beginning of period	$1.45	$1.38	$1.23	$0.94	$1.53	$1.22	$0.94	$0.82	$0.64	$0.48
Accumulation unit value at end of period	$1.61	$1.45	$1.38	$1.23	$0.94	$1.53	$1.22	$0.94	$0.82	$0.64
Number of accumulation units outstanding at end of period (000 omitted)	58	62	71	90	113	128	193	290	358	415

Oppenheimer Global Fund/VA, Service Shares (05/01/2002)
Accumulation unit value at beginning of period	$1.40	$1.56	$1.37	$1.00	$1.70	$1.63	$1.41	$1.26	$1.07	$0.77
Accumulation unit value at end of period	$1.66	$1.40	$1.56	$1.37	$1.00	$1.70	$1.63	$1.41	$1.26	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	172	309	313	562	645	737	429	462	327	229

 58  WELLS FARGO ADVANTAGE VARIABLE ANNUITY — PROSPECTUS

Variable account charges of 1.65% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

Oppenheimer Global Strategic Income Fund/VA, Service Shares (05/01/2002)
Accumulation unit value at beginning of period	$1.59	$1.60	$1.42	$1.22	$1.45	$1.34	$1.27	$1.26	$1.19	$1.03
Accumulation unit value at end of period	$1.77	$1.59	$1.60	$1.42	$1.22	$1.45	$1.34	$1.27	$1.26	$1.19
Number of accumulation units outstanding at end of period (000 omitted)	1,918	2,542	3,022	8,791	8,108	9,314	6,883	5,202	3,248	1,819

Putnam VT Global Health Care Fund – Class IB Shares (05/01/2002)
Accumulation unit value at beginning of period	$1.12	$1.15	$1.14	$0.92	$1.13	$1.15	$1.14	$1.03	$0.97	$0.84
Accumulation unit value at end of period	$1.34	$1.12	$1.15	$1.14	$0.92	$1.13	$1.15	$1.14	$1.03	$0.97
Number of accumulation units outstanding at end of period (000 omitted)	11	12	44	77	114	123	133	155	148	132

Putnam VT International Equity Fund – Class IB Shares (03/03/2000)
Accumulation unit value at beginning of period	$0.60	$0.74	$0.68	$0.56	$1.01	$0.95	$0.76	$0.68	$0.60	$0.47
Accumulation unit value at end of period	$0.73	$0.60	$0.74	$0.68	$0.56	$1.01	$0.95	$0.76	$0.68	$0.60
Number of accumulation units outstanding at end of period (000 omitted)	521	575	682	744	934	1,657	1,026	1,024	1,360	1,054

Putnam VT Multi-Cap Growth Fund – Class IB Shares (09/24/2010)
Accumulation unit value at beginning of period	$1.05	$1.13	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.21	$1.05	$1.13	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	16	26	33	—	—	—	—	—	—	—

Variable Portfolio – Partners Small Cap Value Fund (Class 3) (05/01/2002)
Accumulation unit value at beginning of period	$1.51	$1.61	$1.31	$0.98	$1.45	$1.55	$1.31	$1.26	$1.07	$0.79
Accumulation unit value at end of period	$1.69	$1.51	$1.61	$1.31	$0.98	$1.45	$1.55	$1.31	$1.26	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	1,139	1,403	1,665	1,992	2,323	2,697	2,783	2,494	926	92

Wells Fargo Advantage VT Index Asset Allocation Fund – Class 2 (03/03/2000)
Accumulation unit value at beginning of period	$1.11	$1.06	$0.95	$0.84	$1.20	$1.14	$1.03	$1.00	$0.93	$0.77
Accumulation unit value at end of period	$1.23	$1.11	$1.06	$0.95	$0.84	$1.20	$1.14	$1.03	$1.00	$0.93
Number of accumulation units outstanding at end of period (000 omitted)	70	102	132	136	216	356	460	990	1,418	1,415

Wells Fargo Advantage VT International Equity Fund – Class 2 (01/29/2003)
Accumulation unit value at beginning of period	$1.56	$1.82	$1.59	$1.40	$2.44	$2.16	$1.79	$1.57	$1.34	$1.00
Accumulation unit value at end of period	$1.74	$1.56	$1.82	$1.59	$1.40	$2.44	$2.16	$1.79	$1.57	$1.34
Number of accumulation units outstanding at end of period (000 omitted)	166	183	211	249	301	425	387	352	320	216

Wells Fargo Advantage VT Intrinsic Value Fund – Class 2 (03/03/2000)
Accumulation unit value at beginning of period	$1.07	$1.11	$0.99	$0.86	$1.38	$1.36	$1.17	$1.13	$1.03	$0.83
Accumulation unit value at end of period	$1.25	$1.07	$1.11	$0.99	$0.86	$1.38	$1.36	$1.17	$1.13	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	256	288	388	391	412	447	532	679	518	534

Wells Fargo Advantage VT Omega Growth Fund – Class 2 (01/29/2003)
Accumulation unit value at beginning of period	$1.89	$2.04	$1.73	$1.23	$1.72	$1.56	$1.50	$1.48	$1.40	$1.00
Accumulation unit value at end of period	$2.24	$1.89	$2.04	$1.73	$1.23	$1.72	$1.56	$1.50	$1.48	$1.40
Number of accumulation units outstanding at end of period (000 omitted)	574	857	1,082	170	194	284	283	298	336	232

Wells Fargo Advantage VT Opportunity Fund – Class 2 (08/26/2011)
Accumulation unit value at beginning of period	$1.05	$1.00	—	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.19	$1.05	—	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	289	359	—	—	—	—	—	—	—	—

Wells Fargo Advantage VT Small Cap Growth Fund – Class 2 (03/03/2000)
Accumulation unit value at beginning of period	$0.56	$0.60	$0.48	$0.32	$0.56	$0.50	$0.41	$0.39	$0.35	$0.25
Accumulation unit value at end of period	$0.60	$0.56	$0.60	$0.48	$0.32	$0.56	$0.50	$0.41	$0.39	$0.35
Number of accumulation units outstanding at end of period (000 omitted)	292	338	441	268	278	331	341	374	654	660

Wells Fargo Advantage VT Total Return Bond Fund – Class 2 (03/03/2000)
Accumulation unit value at beginning of period	$1.73	$1.62	$1.54	$1.40	$1.39	$1.33	$1.30	$1.30	$1.27	$1.19
Accumulation unit value at end of period	$1.81	$1.73	$1.62	$1.54	$1.40	$1.39	$1.33	$1.30	$1.30	$1.27
Number of accumulation units outstanding at end of period (000 omitted)	651	952	1,315	925	951	1,942	3,108	1,402	1,115	1,012

WELLS FARGO ADVANTAGE VARIABLE ANNUITY — PROSPECTUS 59

Table of Contents of the Statement of Additional Information

Calculating Annuity Payouts	p. 3

Rating Agencies	p. 4

Revenues Received During Calendar Year 2012	p. 4

Principal Underwriter	p. 5

Independent Registered Public Accounting Firms	p. 5

Condensed Financial Information (Unaudited)	p. 6

Financial Statements

 60  WELLS FARGO ADVANTAGE VARIABLE ANNUITY — PROSPECTUS

RiverSource Life Insurance Company
829 Ameriprise Financial Center
Minneapolis, MN 55474
1-800-333-3437

RiverSource Distributors, Inc. (Distributor), Member FINRA.
Insurance and annuity products are issued by RiverSource Life Insurance Company.

©2008-2013 RiverSource Life Insurance Company. All rights reserved.
44223 W (4/13)

Prospectus

April 29, 2013

Wells Fargo

Advantage® Builder Variable Annuity

For contracts purchased in the state of Oregon the name of the product is changed to: Advantage Builder Variable Annuity.

INDIVIDUAL FLEXIBLE PREMIUM DEFERRED COMBINATION FIXED/VARIABLE ANNUITY

Issued by:	RiverSource Life Insurance Company (RiverSource Life)

829 Ameriprise Financial Center
Minneapolis, MN 55474
Telephone: 1-800-333-3437
(Corporate Office)
RiverSource Variable Annuity Account/RiverSource MVA Account

New contracts are not currently being offered.

This prospectus contains information that you should know before investing. Prospectuses are also available for:

•	Columbia Funds Variable Series Trust II
•	The Dreyfus Socially Responsible Growth Fund, Inc.
•	Fidelity® Variable Insurance Products – Service Class 2
•	Franklin® Templeton® Variable Insurance Products Trust (FTVIPT) – Class 2
•	Goldman Sachs Variable Insurance Trust (VIT)
•	Invesco Variable Insurance Funds
•	MFS® Variable Insurance Trustsm
•	Oppenheimer Variable Account Funds
•	Putnam Variable Trust – Class IB Shares
•	Wells Fargo Variable Trust Funds

Please read the prospectuses carefully and keep them for future reference.

The contract provides for purchase payment credits which we may reverse up to the maximum withdrawal charge under certain circumstances. (See “Buying Your Contract — Purchase Payment Credits.”) Expense charges from contracts with purchase payment credits may be higher than charges for contracts without such credits. The amount of the credit may be more than offset by additional fees and charges associated with the credit.

The Securities and Exchange Commission (SEC) has not approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

An investment in this contract is not a deposit of a bank or financial institution and is not insured or guaranteed by the Federal Deposit Insurance Corporation (FDIC) or any other government agency. An investment in this contract involves investment risk including the possible loss of principal.

A Statement of Additional Information (SAI), dated the same date as this prospectus, is incorporated by reference into this prospectus. It is filed with the SEC and is available without charge by contacting RiverSource Life at the telephone number and address listed above. The table of contents of the SAI is on the last page of this prospectus. The SEC maintains an Internet site. This prospectus, the SAI and other information about the product are available on the EDGAR Database on the SEC’s Internet site at (http://www.sec.gov).

Variable annuities are insurance products that are complex investment vehicles. Before you invest, be sure to ask your investment professional about the variable annuity’s features, benefits, risks and fees, and whether the variable annuity is appropriate for you, based upon your financial situation and objectives.

The contract and/or certain optional benefits described in this prospectus may not be available in all jurisdictions. This prospectus constitutes an offering or solicitation only in those jurisdictions where such offering or solicitation may lawfully be made. State variations are covered in a special contract form used in that state. This prospectus provides a general description of the contract. Your actual contract and any riders or endorsements are the controlling documents.

RiverSource Life has not authorized any person to give any information or to make any representations regarding the contract other than those contained in this prospectus or the fund prospectuses. Do not rely on any such information or representations.

WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY — PROSPECTUS 1

RiverSource Life offers several different annuities which your investment professional may or may not be authorized to offer to you. Each annuity has different features and benefits that may be appropriate for you based on your financial situation and needs, your age and how you intend to use the annuity. The different features and benefits may include the investment and fund manager options, variations in interest rate amount and guarantees, credits, withdrawal charge schedules and access to annuity account values. The fees and charges may also be different between each annuity.

 2  WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY — PROSPECTUS

Key Terms

These terms can help you understand details about your contract.

Accumulation unit: A measure of the value of each subaccount before annuity payouts begin.

Annuitant: The person or persons on whose life or life expectancy the annuity payouts are based.

Annuity payouts: An amount paid at regular intervals under one of several plans.

Assumed investment rate: The rate of return we assume your investments will earn when we calculate your initial annuity payout amount using the annuity table in your contract. The standard assumed investment rate we use is 5% but you may request we substitute an assumed investment rate of 3.5%.

Beneficiary: The person you designate to receive benefits in case of the owner’s or annuitant’s death while the contract is in force.

Close of business: The time the New York Stock Exchange (NYSE) closes (4 p.m. Eastern time unless the NYSE closes earlier).

Code: The Internal Revenue Code of 1986, as amended.

Contract: A deferred annuity contract that permits you to accumulate money for retirement by making one or more purchase payments. It provides for lifetime or other forms of payouts beginning at a specified time in the future.

Contract value: The total value of your contract before we deduct any applicable charges.

Contract year: A period of 12 months, starting on the effective date of your contract and on each anniversary of the effective date.

Funds: Investment options under your contract. You may allocate your purchase payments into subaccounts investing in shares of the funds.

Good order: We cannot process your transaction request relating to the contract until we have received the request in good order at our corporate office. “Good order” means the actual receipt of the requested transaction in writing, along with all information, forms and supporting legal documentation necessary to effect the transaction. To be in “good order,” your instructions must be sufficiently clear so that we do not need to exercise any discretion to follow such instructions. This information and documentation generally includes your completed request; the contract number; the transaction amount (in dollars); the names of and allocations to and/or from the subaccounts and the fixed account affected by the requested transaction; the signatures of all contract owners, exactly as registered on the contract, if necessary; Social Security Number or Taxpayer Identification Number; and any other information, forms or supporting documentation that we may require. With respect to purchase requests, “good order” also generally includes receipt of sufficient payment by us to effect the purchase. We may, in our sole discretion, determine whether any particular transaction request is in good order, and we reserve the right to change or waive any good order requirements at any time.

Guarantee Period: The number of successive 12-month periods that a guaranteed interest rate is credited.

Guarantee Period Accounts (GPAs): A nonunitized separate account to which you may allocate purchase payments and purchase payment credits or transfer contract value of at least $1,000. These accounts have guaranteed interest rates for guarantee periods we declare when you allocate purchase payments and purchase payment credits or transfer contract value to a GPA. These guaranteed rates and periods of time may vary by state. Unless an exception applies, transfers or withdrawals from a GPA done more than 30 days before the end of the guarantee period will receive a market value adjustment, which may result in a gain or loss of principal.

Market Value Adjustment (MVA): A positive or negative adjustment assessed if any portion of a Guarantee Period Account is withdrawn or transferred more than 30 days before the end of its guarantee period.

One-year fixed account: An account to which you may make allocations. Amounts you allocate to this account earn interest at rates that we declare periodically.

Owner (you, your): The person or persons identified in the contract as owner(s) of the contract, who has or have the right to control the contract (to decide on investment allocations, transfers, payout options, etc.). Usually, but not always, the owner is also the annuitant. During the owner’s life, the owner is responsible for taxes, regardless of whether he or she receives the contract’s benefits. When the contract is owned by a revocable trust, the annuitant selected should be the grantor of the trust to assure compliance with Section 72(s) of the Code.

Purchase payment credits: An addition we make to your contract value. We base the amount of the credit on net payments (total payments less total withdrawals). We apply the credit to your contract based on your current payment.

WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY — PROSPECTUS 3

Qualified annuity: A contract that you purchase to fund one of the following tax-deferred retirement plans that is subject to applicable federal law and any rules of the plan itself:

•	Individual Retirement Annuities (IRAs) including inherited IRAs under Section 408(b) of the Code

•	Roth IRAs including inherited Roth IRAs under Section 408A of the Code

•	SIMPLE IRAs under Section 408(p) of the Code

•	Simplified Employee Pension (SEP) plans under Section 408(k) of the Code

•	Tax-Sheltered Annuity (TSA) rollovers under Section 403(b) of the Code

A qualified annuity will not provide any necessary or additional tax deferral if it is used to fund a retirement plan that is already tax-deferred.

All other contracts are considered nonqualified annuities.

Retirement date: The date when annuity payouts are scheduled to begin.

Rider effective date: The date a rider becomes effective as stated in the rider.

RiverSource Life: In this prospectus, “we,” “us,” “our” and “RiverSource Life” refer to RiverSource Life Insurance Company.

Valuation date: Any normal business day, Monday through Friday, on which the NYSE is open, up to the close of business. At the close of business, the next valuation date begins. We calculate the accumulation unit value of each subaccount on each valuation date. If we receive your purchase payment or any transaction request (such as a transfer or withdrawal request) in good order at our corporate office before the close of business, we will process your payment or transaction using the accumulation unit value we calculate on the valuation date we received your payment or transaction request. On the other hand, if we receive your purchase payment or transaction request in good order at our corporate office at or after the close of business, we will process your payment or transaction using the accumulation unit value we calculate on the next valuation date. If you make a transaction request by telephone (including by fax), you must have completed your transaction by the close of business in order for us to process it using the accumulation unit value we calculate on that valuation date. If you were not able to complete your transaction before the close of business for any reason, including telephone service interruptions or delays due to high call volume, we will process your transaction using the accumulation unit value we calculate on the next valuation date.

Variable account: Consists of separate subaccounts to which you may allocate purchase payments; each invests in shares of one fund. The value of your investment in each subaccount changes with the performance of the particular fund.

Withdrawal value: The amount you are entitled to receive if you make a full withdrawal from your contract. It is the contract value minus any applicable charges.

 4  WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY — PROSPECTUS

The Contract in Brief

Purpose: The purpose of the contract is to allow you to accumulate money for retirement. You do this by making one or more purchase payments. You may allocate your purchase payments to the GPAs, one-year fixed account and/or subaccounts under the contract. These accounts, in turn, may earn returns that increase the value of the contract. If the contract value goes to zero due to underlying fund’s performance or deduction of fees, the contract will no longer be in force and the contract (including any death benefit riders) will terminate. Beginning at a specified time in the future called the retirement date, the contract provides lifetime or other forms of payout of your contract value (less any applicable premium tax).

It may have not been advantageous for you to purchase this contract in exchange for, or in addition to, an existing annuity or life insurance policy. Generally, you can exchange one annuity for another or for a long-term care policy in a “tax-free” exchange under Section 1035 of the Code. You can also do a partial exchange from one annuity contract to another annuity contract, subject to Internal Revenue Service (“IRS”) rules. You also generally can exchange a life insurance policy for an annuity. However, before making an exchange, you should compare both contracts carefully because the features and benefits may be different. Fees and charges may be higher or lower on your old contract than on this contract. You may have to pay a withdrawal charge when you exchange out of your old contract and a new withdrawal charge period will begin when you exchange into this contract. If the exchange does not qualify for Section 1035 treatment, you also may have to pay federal income tax on the distribution. State income taxes may also apply. You should not exchange your old contract for this contract, or buy this contract in addition to your old contract, unless you determine it is in your best interest. (See “Taxes-1035 Exchanges”.)

Tax-deferred retirement plans: Most annuities have a tax-deferred feature. So do many retirement plans under the Code. As a result, when you use a qualified annuity to fund a retirement plan that is tax-deferred, your contract will not provide any necessary or additional tax deferral for that retirement plan. A qualified annuity has features other than tax deferral that may help you reach your retirement goals. In addition, the Code subjects retirement plans to required withdrawals triggered at a certain age. These mandatory withdrawals are called required minimum distributions (“RMDs”). RMDs may reduce the value of certain death benefits and optional riders (see “Taxes — Qualified Annuities — Required Minimum Distributions”). You should consult your tax advisor before you purchase the contract as a qualified annuity for an explanation of the tax implications to you.

Accounts: Generally, you may allocate your purchase payments among the:

•	subaccounts, each of which invests in a fund with a particular investment objective. The value of each subaccount varies with the performance of the particular fund in which it invests. We cannot guarantee that the value at the retirement date will equal or exceed the total purchase payments you allocate to the subaccounts. (See “The Variable Account and the Funds”).

•	GPAs which earn interest at rates declared when you make an allocation to that account. The required minimum investment in each GPA is $1,000. These accounts may not be available in all states. (See “The Guarantee Period Accounts (GPAs)”)

•	one-year fixed account, which earns interest at rates that we adjust periodically. There are restrictions on the amount you can allocate to this account as well as on transfers from this account. (See “The One-Year Fixed Account”)

We no longer offer new contracts. However, you have the option of making additional purchase payments. Purchase payment amounts and purchase payment timing may vary by state and be limited under the terms of your contract. (See “Buying Your Contract”)

Transfers: Subject to certain restrictions, you currently may redistribute your contract value among the accounts without charge at any time until annuity payouts begin, and once per contract year among the subaccounts after annuity payouts begin. Transfers out of the GPAs done more than 30 days before the end of the guarantee period will be subject to a MVA, unless the transfer is an automated transfer from the two-year GPA as part of a dollar-cost averaging program or an interest sweep strategy. You may establish automated transfers among the accounts. We reserve the right to further limit transfers to the GPAs and the one-year fixed account if the interest rate we are then currently crediting is equal to the minimum interest rate stated in the contract. (See “Making the Most of Your Contract — Transferring Among Accounts”)

Withdrawals: You may withdraw all or part of your contract value at any time before the retirement date. You also may establish automated partial withdrawals. Withdrawals may be subject to charges and tax penalties (including a 10% IRS penalty that may apply if you make withdrawals prior to your reaching age 59 1/2) and may have other tax consequences. Certain other restrictions may apply. (See “Withdrawals”)

Optional benefits: This contract offers optional features that are available for additional charges if you meet certain criteria. (See “Optional Benefits”)

WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY — PROSPECTUS 5

Benefits in case of death: If you or the annuitant die before annuity payouts begin, we will pay the beneficiary an amount at least equal to the contract value. (see “Benefits in Case of Death”)

Annuity payouts: You can apply your contract value, after reflecting any adjustments, to an annuity payout plan that begins on the retirement date. You may choose from a variety of plans to make sure that payouts continue as long as you like. The payout schedule must meet IRS requirements. We can make payouts on a fixed or variable basis, or both. During the annuity payout period, your choices for subaccounts may be limited. The GPAs are not available during the payout period. (See “The Annuity Payout Period”).

Taxes: Generally, income earned on your contract value grows tax-deferred until you make withdrawals or begin to receive payouts. (Under certain circumstances, IRS penalty taxes may apply.) The tax treatment of qualified and non-qualified annuities differs. Even if you direct payouts to someone else, you will be taxed on the income if you are the owner. (See “Taxes”).

 6  WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY — PROSPECTUS

Expense Summary

The following tables describe the fees and expenses that you will pay when buying, owning and making a withdrawal from the contract. The first table describes the fees and expenses that you paid at the time that you bought the contract and will pay when you make a withdrawal from the contract. State premium taxes also may be deducted.

CONTRACT OWNER TRANSACTION EXPENSES

Withdrawal charge

(contingent deferred sales charge as a percentage of purchase payments withdrawn)

You select either a six-year or eight-year withdrawal charge schedule at the time of application.

Six-year schedule		Eight-year schedule
Years from purchase	Withdrawal charge	Years from purchase	Withdrawal charge
payment receipt	percentage	payment receipt	percentage

1	8%	1	8%

2	8	2	8

3	8	3	8

4	6	4	8

5	4	5	8

6	2	6	6

Thereafter	0	7	4

		8	2

		Thereafter	0

Withdrawal charge under Annuity Payout Plan E — Payouts for a specified period: If you are receiving variable annuity payments under this annuity payout plan, you can choose to take a withdrawal. The amount that you can withdraw is the present value of any remaining variable payouts. The discount rate we use in the calculation will be 5.17% for the assumed investment return of 3.5% and 6.67% for the assumed investment return of 5.0%. The withdrawal charge equals the present value of the remaining payouts using the assumed investment return minus the present value of the remaining payouts using the discount rate. (See “Charges — Withdrawal Charge” and “The Annuity Payout Period — Annuity Payout Plans.”)

The next two tables describe the fees and expenses that you will pay periodically during the time that you own the contract, not including fund fees and expenses.

ANNUAL VARIABLE ACCOUNT EXPENSES
(As a percentage of average daily subaccount value.)

You can choose the length of your contract’s withdrawal charge schedule and the death benefit guarantee provided. The combination you choose determines the fees you pay. The table below shows the combinations available to you and their cost.

	Variable account	Total mortality and	Total variable
Eight-year withdrawal charge schedule:	administrative charge	expense risk fee	account expense

Standard Death Benefit	0.15%	1.10%	1.25%

Enhanced Death Benefit Rider	0.15	1.30	1.45

Six-year withdrawal charge schedule:

Standard Death Benefit	0.15	1.35	1.50

Enhanced Death Benefit Rider	0.15	1.55	1.70

WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY — PROSPECTUS 7

OTHER ANNUAL EXPENSES

Annual contract administrative charge	$30

(We will waive this charge when your contract value is $50,000 or more on the current contract anniversary.)

Benefit Protector fee	0.25	%(1)

(As a percentage of the contract value charged annually on the contract anniversary.)

Benefit Protector Plus fee	0.40	%(1)

(As a percentage of the contract value charged annually on the contract anniversary.)

Guaranteed Minimum Income Benefit Rider (GMIB) fee	0.70	%(1),(2)

(As a percentage of the GMIB benefit base charged annually on the contract anniversary.)

(1)	This fee applies only if you elect this optional feature.
(2)	For applications signed prior to May 1, 2003, the following annual current rider charges apply: GMIB — .30%.

 8  WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY — PROSPECTUS

ANNUAL OPERATING EXPENSES OF THE FUNDS
The next two tables describe the operating expenses of the funds that you may pay periodically during the time that you own the contract. These operating expenses are for the fiscal year ended Dec. 31, 2012, unless otherwise noted. The first table shows the minimum and maximum total operating expenses charged by the funds. The second table shows the total operating expenses charged by each fund. More detail concerning each fund’s fees and expenses is contained in the prospectus for each fund.

Minimum and maximum annual operating expenses for the funds

(Including management fee, distribution and/or service (12b-1) fees and other expenses)(1)

	Minimum	Maximum

Total expenses before fee waivers and/or expense reimbursements	0.60%	1.36%

(1)	Each fund deducts management fees and other expenses from fund assets. Fund assets include amounts you allocate to a particular fund. Funds may also charge 12b-1 fees that are used to finance any activity that is primarily intended to result in the sale of fund shares. Because 12b-1 fees are paid out of fund assets on an ongoing basis, you may pay more if you select subaccounts investing in funds that have adopted 12b-1 plans than if you select subaccounts investing in funds that have not adopted 12b-1 plans. The fund or the fund’s affiliates may pay us or our affiliates for promoting and supporting the offer, sale and servicing of fund shares. In addition, the fund’s distributor and/or investment adviser, transfer agent or their affiliates may pay us or our affiliates for various services we or our affiliates provide. The amount of these payments will vary by fund and may be significant. See “The Variable Account and the Funds” for additional information, including potential conflicts of interest these payments may create. For a more complete description of each fund’s fees and expenses and important disclosure regarding payments the fund and/or its affiliates make, please review the fund’s prospectus and SAI.

Total annual operating expenses for each fund*

(Before fee waivers and/or expense reimbursements, if applicable, as a percentage of average daily net assets)

				Acquired fund	Gross total
	Management	12b-1	Other	fees and	annual
Fund name**	fees	fees	expenses	expenses***	expenses

Columbia Variable Portfolio – Cash Management Fund (Class 3)	0.33%	0.13%	0.14%	—%	0.60	%(1)

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3)**	0.57	0.13	0.12	—	0.82

Columbia Variable Portfolio – High Yield Bond Fund (Class 3)	0.58	0.13	0.17	—	0.88	(1)

Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3)**	0.66	0.13	0.14	0.01	0.94

Columbia Variable Portfolio – Select Smaller-Cap Value Fund (Class 3)	0.79	0.13	0.22	—	1.14	(1)

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 3)**	0.36	0.13	0.14	—	0.63

The Dreyfus Socially Responsible Growth Fund, Inc., Initial Shares	0.75	—	0.10	—	0.85

Fidelity® VIP Dynamic Capital Appreciation Portfolio Service Class 2	0.56	0.25	0.26	—	1.07

Fidelity® VIP High Income Portfolio Service Class 2	0.56	0.25	0.12	—	0.93

Fidelity® VIP Mid Cap Portfolio Service Class 2	0.56	0.25	0.09	—	0.90

FTVIPT Franklin Global Real Estate Securities Fund – Class 2	0.80	0.25	0.31	—	1.36

FTVIPT Franklin Income Securities Fund – Class 2	0.45	0.25	0.02	—	0.72

FTVIPT Franklin Small Cap Value Securities Fund – Class 2	0.51	0.25	0.16	—	0.92

FTVIPT Franklin Small-Mid Cap Growth Securities Fund – Class 2	0.51	0.25	0.29	—	1.05

FTVIPT Mutual Shares Securities Fund – Class 2	0.60	0.25	0.11	—	0.96

Goldman Sachs VIT Mid Cap Value Fund – Institutional Shares	0.80	—	0.07	—	0.87	(2)

Goldman Sachs VIT Structured U.S. Equity Fund – Institutional Shares	0.62	—	0.10	—	0.72	(3)

Invesco V.I. American Franchise Fund, Series I Shares**	0.68	—	0.30	—	0.98	(4)

Invesco V.I. Core Equity Fund, Series I Shares	0.61	—	0.29	—	0.90

MFS® Investors Trust Series – Initial Class	0.75	—	0.07	—	0.82

MFS® Utilities Series – Initial Class	0.74	—	0.08	—	0.82

Oppenheimer Global Fund/VA, Service Shares**	0.63	0.25	0.13	—	1.01

Oppenheimer Global Strategic Income Fund/VA, Service Shares	0.58	0.25	0.14	0.06	1.03	(5)

Putnam VT Global Health Care Fund – Class IB Shares	0.64	0.25	0.20	—	1.09

Putnam VT International Equity Fund – Class IB Shares	0.71	0.25	0.18	—	1.14

Putnam VT Multi-Cap Growth Fund – Class IB Shares	0.57	0.25	0.15	—	0.97

Variable Portfolio – Partners Small Cap Value Fund (Class 3)	0.91	0.13	0.15	0.01	1.20	(1)

Wells Fargo Advantage VT Index Asset Allocation Fund – Class 2	0.55	0.25	0.33	—	1.13	(6)

Wells Fargo Advantage VT International Equity Fund – Class 2	0.75	0.25	0.23	0.01	1.24	(6)

WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY — PROSPECTUS 9

Total annual operating expenses for each fund* (continued)

(Before fee waivers and/or expense reimbursements, if applicable, as a percentage of average daily net assets)

				Acquired fund	Gross total
	Management	12b-1	Other	fees and	annual
Fund name**	fees	fees	expenses	expenses***	expenses

Wells Fargo Advantage VT Intrinsic Value Fund – Class 2	0.55%	0.25%	0.34%	0.01%	1.15	%(6)

Wells Fargo Advantage VT Omega Growth Fund – Class 2	0.55	0.25	0.25	—	1.05	(6)

Wells Fargo Advantage VT Opportunity Fund – Class 2	0.65	0.25	0.20	0.01	1.11	(6)

Wells Fargo Advantage VT Small Cap Growth Fund – Class 2	0.75	0.25	0.19	0.01	1.20

Wells Fargo Advantage VT Total Return Bond Fund – Class 2	0.40	0.25	0.29	0.01	0.95	(6)

*	The Funds provided the information on their expenses and we have not independently verified the information.

**	The previous fund names can be found in “The Variable Account and the Funds” section of the prospectus.

***	Includes fees and expenses incurred indirectly by the Fund as a result of its investment in other investment companies (also referred to as acquired funds).

(1)	Columbia Management Investment Advisers, LLC and certain of its affiliates have contractually agreed to waive and/or to reimburse expenses (excluding certain fees and expenses, such as transaction costs and certain other investment related expenses, interest, taxes, acquired fund fees and expenses, and extraordinary expenses) until April 30, 2014, unless sooner terminated at the sole discretion of the Fund’s Board of Trustees. Under this agreement, the Fund’s net operating expenses, subject to applicable exclusions, will not exceed the annual rate of 0.575% for Columbia Variable Portfolio – Cash Management Fund (Class 3), 0.845% for Columbia Variable Portfolio – High Yield Bond Fund (Class 3), 1.055% for Columbia Variable Portfolio – Select Smaller-Cap Value Fund (Class 3) and 1.005% for Variable Portfolio – Partners Small Cap Value Fund (Class 3).

(2)	The Investment Adviser agreed to waive a portion of its management fee in order to achieve an effective net management rate of 0.77%. Other expenses include transfer agency fees equal on an annualized basis to 0.02% of the average daily net assets of the Fund’s Institutional Shares, plus all other ordinary expenses not detailed above. The Investment Adviser has voluntarily agreed to reduce or limit other expenses (excluding management fees, distribution and service fees, transfer agent fees and expenses, taxes, interest, brokerage fees and litigation, indemnification, shareholder meetings and other extraordinary expenses, exclusive of any custody and transfer agent fee credit reductions) to the extent such expenses exceed, on an annual basis, 0.054% of the average daily net assets of the Fund. These arrangements will remain in effect through at least April 29, 2014 and prior to such date the Investment Adviser may not terminate the arrangement without the approval of the trustees. After fee waivers and reimbursements, net expenses would be 0.84%.
(3)	Other expenses include transfer agency fees equal on an annualized basis to 0.02% of the average daily net assets of the Fund’s Institutional Shares, plus all other ordinary expenses not detailed above. The Investment Adviser has voluntarily agreed to reduce or limit other expenses (excluding management fees, distribution and service fees, transfer agent fees and expenses, taxes, interest, brokerage fees and litigation, indemnification, shareholder meetings and other extraordinary expenses, exclusive of any custody and transfer agent fee credit reductions) to the extent such expenses exceed, on an annual basis, 0.004% of the average daily net assets of the Fund. These arrangements will remain in effect through at least April 29, 2014 and prior to such date the Investment Adviser may not terminate the arrangement without the approval of the trustees. After fee waivers and reimbursements, net expenses would be 0.64%.
(4)	The Adviser has contractually agreed, through at least June 30, 2014, to waive advisory fees and/or reimburse expenses of Series I shares to the extent necessary to limit total annual fund operating expenses after fee waivers and/or expense reimbursements (excluding interest, taxes, dividend expense on short sales, extraordinary or non-routine items, including litigation expenses and expenses that the Fund has incurred but did not actually pay because of an expense offset arrangement) of Series I shares to 0.90% of average daily net assets. Unless the Board of Trustees and Invesco Advisers, Inc. mutually agree to amend or continue the fee waiver agreement, it will terminate on June 30, 2014.
(5)	The Manager has contractually agreed to waive fees and/or reimburse Fund expenses in an amount equal to the indirect management fees incurred through the Fund’s investments in Oppenheimer Institutional Money Market Fund, Oppenheimer Short Duration Fund and the Master Funds. This fee waiver and/or expenses reimbursement may not be amended or withdrawn for one year from the date of the Fund’s prospectus, unless approved by the board. After fee waivers, net expenses would be 0.97%.

(6)	The Adviser has committed through April 30, 2014 to waive fees and/or reimburse expenses to the extent necessary to cap the Fund’s total annual fund operating expenses after fee waiver at 1.00% for Wells Fargo Advantage VT Index Asset Allocation Fund – Class 2, 0.94% for Wells Fargo Advantage VT International Equity Fund – Class 2, 1.00% for Wells Fargo Advantage VT Intrinsic Value Fund – Class 2, 1.00% for Wells Fargo Advantage VT Omega Growth Fund – Class 2, 1.00% for Wells Fargo Advantage VT Opportunity Fund – Class 2 and 0.90% for Wells Fargo Advantage VT Total Return Bond Fund – Class 2. Brokerage commissions, stamp duty fees, interest, taxes, acquired fund fees and expenses and extraordinary expenses are excluded from the cap. After this time, the cap may be increased or the commitment to maintain the cap may be terminated only with the approval of the Board of Trustees.

 10  WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY — PROSPECTUS

Examples
These examples are intended to help you compare the cost of investing in these contracts with the cost of investing in other variable annuity contracts. These costs include your transaction expenses, contract administrative charges(1), variable account annual expenses and fund fees and expenses.

These examples assume that you invest $10,000 in the contract for the time periods indicated. These examples also assume that your investment has a 5% return each year.

Maximum Expenses. These examples assume the most expensive combination of contract features and benefits and the maximum fees and expenses of any of the funds before fee waivers and/or expense reimbursements. They assume that you select the EDB and the GMIB. Although your actual costs may be lower, based on these assumptions your costs would be:

					If you do not withdraw your contract
	If you withdraw your contract				or if you select an annuity payout plan
	at the end of the applicable time period:				at the end of the applicable time period:
	1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years

With an eight-year withdrawal charge schedule	$1,192	$1,995	$2,827	$4,239	$392	$1,195	$2,027	$4,239

With a six-year withdrawal charge schedule	1,217	2,070	2,550	4,468	417	1,270	2,150	4,468

Minimum Expenses. These examples assume the least expensive combination of contract features and benefits and the minimum fees and expenses of any of the funds before fee waivers and/or expense reimbursements. They assume that you select the Standard Death Benefit and you do not select any optional benefits. Although your actual costs may be higher, based on these assumptions your costs would be:

					If you do not withdraw your contract
	If you withdraw your contract				or if you select an annuity payout plan
	at the end of the applicable time period:				at the end of the applicable time period:
	1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years

With an eight-year withdrawal charge schedule	$1,020	$1,475	$1,953	$2,456	$220	$675	$1,153	$2,456

With a six-year withdrawal charge schedule	1,045	1,552	1,683	2,719	245	752	1,283	2,719

(1)	In these examples, the contract administrative charge is $30.

THE EXAMPLES ARE ILLUSTRATIVE ONLY. YOU SHOULD NOT CONSIDER THESE EXAMPLES AS A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES WILL BE HIGHER OR LOWER THAN THOSE SHOWN DEPENDING UPON WHICH OPTIONAL BENEFIT YOU ELECT OTHER THAN INDICATED IN THE EXAMPLES OR IF YOU ALLOCATE CONTRACT VALUE TO ANY OTHER AVAILABLE SUBACCOUNTS.

WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY — PROSPECTUS 11

Condensed Financial Information

You can find unaudited condensed financial information for the subaccounts representing the lowest and highest total annual variable account expense combinations in the Appendix.

Financial Statements

You can find our audited financial statements and the audited financial statements of the divisions, which are comprised of subaccounts, in the SAI. The SAI does not include audited financial statements for divisions that are new (if any) and have no activity as of the financial statements date.

The Variable Account and the Funds

Variable Account. The variable account was established under Indiana law on July 15, 1987, and the subaccounts are registered together as a single unit investment trust under the Investment Company Act of 1940 (the 1940 Act). This registration does not involve any supervision of our management or investment practices and policies by the SEC. All obligations arising under the contracts are general obligations of RiverSource Life.

The variable account meets the definition of a separate account under federal securities laws. We credit or charge income, capital gains and capital losses of each subaccount only to that subaccount. State insurance law prohibits us from charging a subaccount with liabilities of any other subaccount or of our general business. The variable account includes other subaccounts that are available under contracts that are not described in this prospectus.

Although the IRS has issued some guidance on investor control, the U.S. Treasury and the IRS may continue to examine this aspect of variable contracts and provide additional guidance on investor control. At this time, we do not know what the additional guidance will be or when action will be taken. We reserve the right to modify the contract, as necessary, so that the owner will not be subject to current taxation as the owner of the subaccount assets.

We intend to comply with all federal tax laws so that the contract continues to qualify as an annuity for federal income tax purposes. We reserve the right to modify the contract as necessary to comply with any new tax laws.

The Funds. This contract currently offers subaccounts investing in shares of the funds listed in the table below.

•	Investment objectives: The investment managers and advisers cannot guarantee that the funds will meet their investment objectives. Please read the funds’ prospectuses for facts you should know before investing. These prospectuses are available by contacting us at the address or telephone number on the first page of this prospectus.

•	Fund name and management: A fund underlying your contract in which a subaccount invests may have a name, portfolio manager, objectives, strategies and characteristics that are the same or substantially similar to those of a publicly-traded retail mutual fund. Despite these similarities, an underlying fund is not the same as any publicly-traded retail mutual fund. Each underlying fund will have its own unique portfolio holdings, fees, operating expenses and operating results. The results of each underlying fund may differ significantly from any publicly-traded retail mutual fund.

•	Eligible purchasers: All funds are available to serve as the underlying investments for variable annuities and variable life insurance policies. The funds are not available to the public (see “Fund Name and Management” above). Some funds also are available to serve as investment options for tax-deferred retirement plans. It is possible that in the future for tax, regulatory or other reasons, it may be disadvantageous for variable annuity accounts and variable life insurance accounts and/or tax-deferred retirement plans to invest in the available funds simultaneously. Although we and the funds’ providers do not currently foresee any such disadvantages, the boards of directors or trustees of each fund will monitor events in order to identify any material conflicts between annuity owners, policy owners and tax-deferred retirement plans and to determine what action, if any, should be taken in response to a conflict. If a board were to conclude that it should establish separate fund providers for the variable annuity, variable life insurance and tax-deferred retirement plan accounts, you would not bear any expenses associated with establishing separate funds. Please refer to the funds’ prospectuses for risk disclosure regarding simultaneous investments by variable annuity, variable life insurance and tax-deferred retirement plan accounts. Each fund intends to comply with the diversification requirements under Section 817(h) of the Code.

•	Private label: This contract is a “private label” variable annuity. This means the contract includes funds affiliated with the distributor of this contract. Purchase payments and contract values you allocate to subaccounts investing in any of the Wells Fargo Variable Trust Funds available under this contract are generally more profitable for the distributor and its affiliates than allocations you make to other subaccounts. In contrast, purchase payments and contract values you allocate to subaccounts investing in any of the affiliated funds are generally more profitable for us and our affiliates. (See “Revenue we received from the funds may create potential conflicts of interest.”) These relationships may influence recommendations

 12  WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY — PROSPECTUS

your investment professional makes regarding whether you should invest in the contract, and whether you should allocate purchase payments or contract values to a particular subaccount.

•	Asset allocation programs may impact fund performance: Asset allocation programs in general may negatively impact the performance of an underlying fund. Even if you do not participate in an asset allocation program, a fund in which your subaccount invests may be impacted if it is included in an asset allocation program. Rebalancing or reallocation under the terms of the asset allocation program may cause a fund to lose money if it must sell large amounts of securities to meet a redemption request. These losses can be greater if the fund holds securities that are not as liquid as others, for example, various types of bonds, shares of smaller companies and securities of foreign issuers. A fund may also experience higher expenses because it must sell or buy securities more frequently than it otherwise might in the absence of asset allocation program rebalancing or reallocations. Because asset allocation programs include periodic rebalancing and may also include reallocation, these effects may occur under any asset allocation program we offer or under asset allocation programs used in conjunction with the contracts and plans of other eligible purchasers of the funds.

•	Funds available under the contract: We seek to provide a broad array of underlying funds taking into account the fees and charges imposed by each fund and the contract charges we impose. We select the underlying funds in which the subaccounts initially invest and when there is substitution (see “Substitution of Investments”). We also make all decisions regarding which funds to retain in a contract, which funds to add to a contract and which funds will no longer be offered in a contract. In making these decisions, we may consider various objective and subjective factors. Objective factors include, but are not limited to fund performance, fund expenses, classes of fund shares available, size of the fund and investment objectives and investing style of the fund. Subjective factors include, but are not limited to, investment sub-styles and process, management skill and history at other funds and portfolio concentration and sector weightings. We also consider the levels and types of revenue including, but not limited to, expense payments and non-cash compensation a fund, its distributor, investment adviser, subadviser, transfer agent or their affiliates pay us and our affiliates. This revenue includes, but is not limited to compensation for administrative services provided with respect to the fund and support of marketing and distribution expenses incurred with respect to the fund.

•	Revenue we receive from the funds may create potential conflicts of interest: We or our affiliates receive from each of the funds, or the funds’ affiliates, varying levels and types of revenue, including but not limited to expense payments and non-cash compensation. The amount of this revenue and how it is computed varies by fund, may be significant and may create potential conflicts of interest. The greatest amount and percentage of revenue we and our affiliates receive comes from assets allocated to subaccounts investing in the funds that are managed by our affiliates Columbia Management Investment Advisers, LLC (Columbia Management Investment Advisers) or Columbia Wanger Asset Management, LLC (Columbia Wanger Asset Management) (affiliated funds). Employee compensation and operating goals at all levels are tied to the success of Ameriprise Financial, Inc. and its affiliates, including us. Certain employees may receive higher compensation and other benefits based, in part, on contract values that are invested in the affiliated funds. We or our affiliates receive revenue which ranges up to 0.69% of the average daily net assets invested in the underlying funds through this and other contracts we and our affiliate issue. We or our affiliates may also receive revenue which ranges up to 0.04% of aggregate, net or anticipated sales of underlying funds through this and other contracts we and our affiliate issue. Please see the SAI for a table that ranks the underlying funds according to total dollar amounts they and their affiliates paid us or our affiliates in the prior calendar year.

Expense payments, non-cash compensation and other forms of revenue may influence recommendations your investment professional makes regarding whether you should invest in the contract and whether you should allocate purchase payments or contract value to a subaccount that invests in a particular fund (see “About the Service Providers”).

The revenue we or our affiliates receive from a fund or its affiliates is in addition to revenue we receive from the charges you pay when buying, owning and making a withdrawal from the contract (see “Expense Summary”). However, the revenue we or our affiliates receive from a fund or its affiliates may come, at least in part, from the fund’s fees and expenses you pay indirectly when you allocate contract value to the subaccount that invests in that fund.

•	Why revenues are paid to us: In accordance with applicable laws, regulations and the terms of the agreements under which such revenue is paid, we or our affiliates may receive these revenues including, but not limited to expense payments and non-cash compensation for various purposes:

•	Compensating, training and educating investment professionals who sell the contracts.

•	Granting access to our employees whose job it is to promote sales of the contracts by authorized selling firms and their investment professionals, and granting access to investment professionals of our affiliated selling firms.

•	Activities or services we or our affiliates provide that assist in the promotion and distribution of the contracts including promoting the funds available under the contracts to prospective and existing contract owners, authorized selling firms and investment professionals.

WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY — PROSPECTUS 13

•	Providing sub-transfer agency and shareholder servicing to contract owners.

•	Promoting, including and/or retaining the fund’s investment portfolios as underlying investment options in the contracts.

•	Advertising, printing and mailing sales literature, and printing and distributing prospectuses and reports.

•	Furnishing personal services to contract owners, including education of contract owners, answering routine inquiries regarding a fund, maintaining accounts or providing such other services eligible for service fees as defined under the rules of the Financial Industry Regulatory Authority (FINRA).

•	Subaccounting, transaction processing, recordkeeping and administration.

•	Sources of revenue received from affiliated funds: The affiliated funds are managed by Columbia Management Investment Advisers or Columbia Wanger Asset Management. The sources of revenue we receive from these affiliated funds, or from affiliates of these funds, may include, but are not necessarily limited to, the following:

•	Assets of the fund’s adviser and transfer agent or an affiliate. The revenue resulting from these sources may be based either on a percentage of average daily net assets of the fund or on the actual cost of certain services we provide with respect to the fund. We may receive this revenue either in the form of a cash payment or it may be allocated to us.

•	Compensation paid out of 12b-1 fees that are deducted from fund assets and disclosed in the “12b-1 fees” column of the “Annual Operating Expenses of the Funds” table.

•	Sources of revenue received from unaffiliated funds: The unaffiliated funds are not managed by an affiliate of ours. The sources of revenue we receive from these unaffiliated funds, or the funds’ affiliates, may include, but are not necessarily limited to, the following:

•	Assets of the fund’s adviser, subadviser, transfer agent or an affiliate of these and assets of the fund’s distributor or an affiliate. The revenue resulting from these sources usually is based on a percentage of average daily net assets of the fund but there may be other types of payment arrangements.

•	Compensation paid out of 12b-1 fees that are deducted from fund assets and disclosed in the “12b-1 fees” column of the “Annual Operating Expenses of the Funds” table.

 14  WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY — PROSPECTUS

You may allocate purchase payments and transfers to any or all of the subaccounts of the variable account that invest in shares of the following funds:

Investing In	Investment Objective and Policies	Investment Adviser
Columbia Variable Portfolio – Cash Management Fund (Class 3)	Seeks maximum current income consistent with liquidity and stability of principal.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3) (previously Columbia Variable Portfolio – Diversified Equity Income Fund (Class 3))	Seeks high level of current income and, as a secondary goal, steady growth of capital.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – High Yield Bond Fund (Class 3)	Seeks high current income, with capital growth as a secondary objective.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3) (previously Columbia Variable Portfolio – Dynamic Equity Fund (Class 3))	Seeks capital appreciation.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Select Smaller-Cap Value Fund (Class 3)	Seeks long-term capital growth.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 3) (previously Columbia Variable Portfolio – Short Duration U.S. Government Fund (Class 3))	Seeks high level of current income and safety of principal consistent with investment in U.S. government and government agency securities.	Columbia Management Investment Advisers, LLC

The Dreyfus Socially Responsible Growth Fund, Inc., Initial Shares	Seeks capital growth, with current income as a secondary goal.	The Dreyfus Corporation

Fidelity® VIP Dynamic Capital Appreciation Portfolio Service Class 2	Seeks capital appreciation. Normally invests primarily in common stocks of domestic and foreign issuers. The Fund invests in either “growth” or “value” stocks or both.	Fidelity Management & Research Company (FMR) is the fund’s manager. FMR Co., Inc. (FMRC) and other investment advisers serve as sub-advisers for the fund.

WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY — PROSPECTUS 15

Investing In	Investment Objective and Policies	Investment Adviser
Fidelity® VIP High Income Portfolio Service Class 2	Seeks a high level of current income, while also considering growth of capital. Normally invests primarily in income-producing debt securities, preferred stocks and convertible securities, with an emphasis on lower-quality debt securities. May invest in non-income producing securities, including defaulted securities and common stocks. Invests in companies in troubled or uncertain financial condition. The Fund invests in domestic and foreign issuers.	FMR, FMRC and other investment advisers serve as sub-advisers for the fund.

Fidelity® VIP Mid Cap Portfolio Service Class 2	Seeks long-term growth of capital. Normally invests primarily in common stocks. Normally invests at least 80% of assets in securities of companies with medium market capitalizations. May invest in companies with smaller or larger market capitalizations. Invests in domestic and foreign issuers. The Fund invests in either “growth” or “value” common stocks or both.	FMR, FMRC and other investment advisers serve as sub-advisers for the fund.

FTVIPT Franklin Global Real Estate Securities Fund – Class 2	Seeks high total return. Under normal market conditions, the fund invests at least 80% of its net assets in investments of companies located anywhere in the world that operate in the real estate sector.	Franklin Templeton Institutional, LLC

FTVIPT Franklin Income Securities Fund – Class 2	Seeks to maximize income while maintaining prospects for capital appreciation. Under normal market conditions, the fund invests in both equity and debt securities.	Franklin Advisers, Inc. adviser; Templeton Investment Counsel, LLC, subadviser.

FTVIPT Franklin Small Cap Value Securities Fund – Class 2	Seeks long-term total return. Under normal market conditions, the fund invests at least 80% of its net assets in investments of small capitalization companies.	Franklin Advisory Services, LLC

FTVIPT Franklin Small-Mid Cap Growth Securities Fund – Class 2	Seeks long-term capital growth. Under normal market conditions, the fund invests at least 80% of its net assets in investments of small capitalization and mid capitalization companies.	Franklin Advisers, Inc.

FTVIPT Mutual Shares Securities Fund – Class 2	Seeks capital appreciation, with income as a secondary goal. Under normal market conditions, the fund invests primarily in U.S. and foreign equity securities that the investment manager believes are undervalued.	Franklin Mutual Advisers, LLC

Goldman Sachs VIT Mid Cap Value Fund – Institutional Shares	Seeks long-term capital appreciation.	Goldman Sachs Asset Management, L.P.

Goldman Sachs VIT Structured U.S. Equity Fund – Institutional Shares	Seeks long-term growth of capital.	Goldman Sachs Asset Management, L.P.

Invesco V.I. American Franchise Fund, Series I Shares (previously Invesco Van Kampen V.I. – American Franchise Fund, Series I Shares)	Seeks capital growth.	Invesco Advisers, Inc.

Invesco V.I. Core Equity Fund, Series I Shares	Seeks long-term growth of capital.	Invesco Advisers, Inc.

 16  WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY — PROSPECTUS

Investing In	Investment Objective and Policies	Investment Adviser
MFS® Investors Trust Series – Initial Class	Seeks capital appreciation.	MFS® Investment Management

MFS® Utilities Series – Initial Class	Seeks total return.	MFS® Investment Management

Oppenheimer Global Fund/VA, Service Shares (previously Oppenheimer Global Securities Fund/VA, Service Shares)	Seeks long-term capital appreciation by investing a substantial portion of its assets in securities of foreign issuers, “growth-type” companies, cyclical industries and special situations that are considered to have appreciation possibilities.	OFI Global Asset Management, Inc., adviser; OppenheimerFunds, Inc., sub-adviser.

Oppenheimer Global Strategic Income Fund/VA, Service Shares	Seeks a high level of current income principally derived from interest on debt securities.	OFI Global Asset Management, Inc., adviser; OppenheimerFunds, Inc., sub-adviser.

Putnam VT Global Health Care Fund – Class IB Shares	Seeks capital appreciation.	Putnam Investment Management, LLC, adviser; Putnam Advisory Company, LLC, sub-adviser; and Putnam Investments Limited

Putnam VT International Equity Fund – Class IB Shares	Seeks capital appreciation.	Putnam Investment Management, LLC, adviser; Putnam Advisory Company, LLC, sub-adviser; and Putnam Investments Limited

Putnam VT Multi-Cap Growth Fund – Class IB Shares	Seeks long-term capital appreciation.	Putnam Investment Management, LLC

Variable Portfolio – Partners Small Cap Value Fund (Class 3)	Seeks long-term capital appreciation.	Columbia Management Investment Advisers, LLC, adviser; Barrow, Hanley, Mewhinney & Strauss, Inc., Denver Investment Advisors LLC, Donald Smith & Co., Inc., River Road Asset Management, LLC and Turner Investment Partners, Inc., subadvisers.

Wells Fargo Advantage VT Index Asset Allocation Fund – Class 2	Seeks long-term total return, consisting of capital appreciation and current income.	Wells Fargo Funds Management, LLC, adviser; Wells Capital Management Inc., sub-adviser.

Wells Fargo Advantage VT International Equity Fund – Class 2	Seeks long-term capital appreciation.	Wells Fargo Funds Management, LLC, adviser; Wells Capital Management Inc., sub-adviser.

Wells Fargo Advantage VT Intrinsic Value Fund – Class 2	Seeks long-term capital appreciation.	Wells Fargo Funds Management, LLC, adviser; Metropolitan West Capital Management, LLC, sub-adviser.

Wells Fargo Advantage VT Omega Growth Fund – Class 2	Seeks long-term capital appreciation.	Wells Fargo Funds Management, LLC, adviser; Wells Capital Management Inc., sub-adviser.

Wells Fargo Advantage VT Opportunity Fund – Class 2	Seeks long-term capital appreciation.	Wells Fargo Funds Management, LLC, adviser; Wells Capital Management Inc., sub-adviser.

WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY — PROSPECTUS 17

Investing In	Investment Objective and Policies	Investment Adviser
Wells Fargo Advantage VT Small Cap Growth Fund – Class 2	Seeks long-term capital appreciation.	Wells Fargo Funds Management, LLC, adviser; Wells Capital Management Inc., sub-adviser.

Wells Fargo Advantage VT Total Return Bond Fund – Class 2	Seeks total return consisting of income and capital appreciation.	Wells Fargo Funds Management, LLC, adviser; Wells Capital Management Inc., sub-adviser.

 18  WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY — PROSPECTUS

The Guarantee Period Accounts (GPAs)

The GPAs may not be available in some states.

You may allocate purchase payments and purchase payment credits to one or more of the GPAs with guarantee periods declared by us. These periods of time may vary by state. The minimum required investment in each GPA is $1,000. There are restrictions on the amount you can allocate to these accounts as well as on transfers from these accounts (see “Buying Your Contract” and “Transfer policies”). These accounts are not offered after annuity payouts begin.

Each GPA pays an interest rate that is declared when you make an allocation to that account. That interest rate is then fixed for the guarantee period that you chose. We will periodically change the declared interest rate for any future allocations to these accounts, but we will not change the rate paid on money currently in a GPA.

The interest rates that we will declare as guaranteed rates in the future are determined by us at our discretion (“future rates”). We will determine future rates based on various factors including, but not limited to, the interest rate environment, returns we earn on investments in the nonunitized separate account we have established for the GPAs, the rates currently in effect for new and existing RiverSource Life annuities, product design, competition and RiverSource Life’s revenues and other expenses. We cannot predict nor can we guarantee what future rates will be.

You may transfer or withdraw contract value out of the GPAs within 30 days before the end of the guarantee period without receiving a MVA (see “Market Value Adjustment (MVA)” below.) During this 30 day window you may choose to start a new guarantee period of the same length, transfer the contract value to another GPA, transfer the contract value to any of the subaccounts, or withdraw the contract value from the contract (subject to applicable withdrawal provisions). If we do not receive any instructions at the end of your guarantee period our current practice is to automatically transfer the contract value into the one-year fixed account.

We hold amounts you allocate to the GPAs in a “nonunitized” separate account. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the GPAs. State insurance law prohibits us from charging this separate account with liabilities of any other separate account or of our general business. We own the assets of this separate account as well as any favorable investment performance of those assets. You do not participate in the performance of the assets held in this separate account. We guarantee all benefits relating to your value in the GPAs. This guarantee is based on the continued claims-paying ability of the company’s general account. You should be aware that our general account is exposed to the risks normally associated with a portfolio of fixed-income securities, including interest rate, option, liquidity and credit risk. You should also be aware that we issue other types of insurance and financial products as well, and we also pay our obligations under these products from assets in our general account. Our general account is not segregated or insulated from the claims of our creditors. The financial statements contained in the SAI include a further discussion of the risks inherent within the investments of the general account.

We intend to construct and manage the investment portfolio relating to the separate account in such a way as to minimize the impact of fluctuations by interest rates. We seek to achieve this by constructing a portfolio of assets with a price sensitivity to interest rate changes (i.e., price duration) that is similar to the price duration of the corresponding portfolio of liabilities.

We must invest this portfolio of assets in accordance with requirements established by applicable state laws regarding the nature and quality of investments that life insurance companies may make and the percentage of their assets that they may commit to any particular type of investment. Our investment strategy will incorporate the use of a variety of debt instruments having price durations tending to match the applicable guarantee periods. These instruments include, but are not necessarily limited to, the following:

•	Securities issued by the U.S. government or its agencies or instrumentalities, which issues may or may not be guaranteed by the U.S. government;

•	Debt securities that have an investment grade, at the time of purchase, within the four highest grades assigned by any of three nationally recognized rating agencies — Standard & Poor’s, Moody’s Investors Service or Fitch (formerly Duff & Phelps) — or are rated in the two highest grades by the National Association of Insurance Commissioners;

•	Other debt instruments which are unrated or rated below investment grade, limited to 10% of assets at the time of purchase; and

•	Real estate mortgages, limited to 45% of portfolio assets at the time of acquisition.

In addition, options and futures contracts on fixed income securities will be used from time to time to achieve and maintain appropriate investment and liquidity characteristics on the overall asset portfolio.

While this information generally describes our investment strategy, we are not obligated to follow any particular strategy except as may be required by federal law and Indiana and other state insurance laws.

WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY — PROSPECTUS 19

MARKET VALUE ADJUSTMENT (MVA)
We guarantee the contract value allocated to your GPA, including the interest credited, if you do not make any transfers or withdrawals from that GPA prior to 30 days before the end of the guarantee period. However, we will apply an MVA if a transfer or withdrawal occurs prior to this time, unless the transfer is an automated transfer from the two-year GPA as part of a dollar-cost averaging program or an interest sweep strategy. The MVA also affects amounts withdrawn from a GPA prior to 30 days before the end of the Guarantee Period that are used to purchase payouts under an annuity payout plan. We will refer to all of these transactions as “early withdrawals” in the discussion below.

When you request an early withdrawal, we adjust the early withdrawal amount by an MVA formula. The early withdrawal amount reflects the relationship between the guaranteed interest rate you are earning in your current GPA and the interest rate we are crediting on new GPAs that end at the same time as your current GPA.

The MVA is sensitive to changes in current interest rates. The magnitude of any applicable MVA will depend on our current schedule of guaranteed interest rates at the time of the withdrawal, the time remaining in your Guarantee Period and your guaranteed interest rate. The MVA is negative, zero or positive depending on how the guaranteed interest rate on your GPA compares to the interest rate of a new GPA for the same number of years as the Guarantee Period remaining on your GPA. This is summarized in the following table:

If your GPA rate is:	The MVA is:

Less than the new GPA rate + 0.10%	Negative

Equal to the new GPA rate + 0.10%	Zero

Greater than the new GPA rate + 0.10%	Positive

General Examples

As the examples below demonstrate, the application of an MVA may result in either a gain or loss of principal. We refer to all of the transactions described below as “early withdrawals.”

Assume:

•	You purchase a contract and allocate part of your purchase payment to the ten-year GPA.

•	We guarantee an interest rate of 3.0% annually for your ten-year Guarantee Period.

•	After three years, you decide to make a withdrawal from your GPA. In other words, there are seven years left in your Guarantee Period.

Remember that the MVA depends partly on the interest rate of a new GPA for the same number of years as the Guarantee Period remaining on your GPA. In this case, that is seven years.

Example 1: Remember that your GPA is earning 3.0%. Assume at the time of your withdrawal new GPAs that we offer with a seven-year Guarantee Period are earning 3.5%. We add 0.10% to the 3.5% rate to get 3.6%. Your GPA’s 3.0% rate is less than the 3.6% rate so the MVA will be negative.

Example 2: Remember again that your GPA is earning 3.0%, and assume that new GPAs that we offer with a seven-year Guarantee Period are earning 2.5%. We add 0.10% to the 2.5% rate to get 2.6%. In this example, since your GPA’s 3.0% rate is greater than the 2.6% rate, the MVA will be positive. To determine that adjustment precisely, you will have to use the formula described below.

Sample MVA Calculations
The precise MVA formula we apply is as follows:

Early withdrawal amount ×	[(	1 + i 1 + j + .001	)n/12– 1	]	= MVA

Where i	= rate earned in the GPA from which amounts are being transferred or withdrawn.

j	= current rate for a new Guaranteed Period equal to the remaining term in the current Guarantee Period.

n	= number of months remaining in the current Guarantee Period (rounded up).

Examples
Using assumptions similar to those we used in the examples above:

•	You purchase a contract and allocate part of your purchase payment to the ten-year GPA.

•	We guarantee an interest rate of 3.0% annually for your ten-year Guarantee Period.

•	After three years, you decide to make a $1,000 withdrawal from your GPA. In other words, there are seven years left in your Guarantee Period.

 20  WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY — PROSPECTUS

Example 1: You request an early withdrawal of $1,000 from your ten-year GPA earning a guaranteed interest rate of 3.0%. Assume at the time of your withdrawal new GPAs that we offer with a seven-year Guarantee Period are earning 3.5%. Using the formula above, we determine the MVA as follows:

$1,000 ×	[(	1.030 1 + .035 + .001	)84/12– 1	]	= –$39.84

In this example, the MVA is a negative $39.84.

Example 2: You request an early withdrawal of $1,000 from your ten-year GPA earning a guaranteed interest rate of 3.0%. Assume at the time of your withdrawal new GPAs that we offer with a seven-year Guarantee Period are earning 2.5%. Using the formula above, we determine the MVA as follows:

$1,000 ×	[(	1.030 1 + .025 + .001	)84/12– 1	]	= $27.61

In this example, the MVA is a positive $27.61.

Please note that when you allocate your purchase payment to the ten-year GPA and your purchase payment is in its fourth year from receipt at the beginning of the guarantee period, your withdrawal charge percentage is 6% if the six-year withdrawal charge schedule applies and 8% if the eight-year withdrawal charge schedule applies. (See “Charges — Withdrawal Charge.”) We do not apply MVAs to the amounts we deduct for withdrawal charges, so we would deduct the withdrawal charge from your early withdrawal after we applied the MVA. Also note that when you request an early withdrawal, we withdraw an amount from your GPA that will give you the net amount you requested after we apply the MVA and any applicable withdrawal charge, unless you request otherwise.

The current interest rate we offer on the GPA will change periodically at our discretion. It is the rate we are then paying on purchase payments, renewals and transfers paid under this class of contracts for guarantee period durations equaling the remaining guarantee period of the GPA to which the formula is being applied.

We will not apply MVAs to amounts withdrawn for annual contract charges, to amounts we pay as death claims or to automatic transfers from the two-year GPA as part of a dollar-cost averaging program or an interest sweep strategy. In some states, the MVA is limited.

The One-Year Fixed Account

You may allocate purchase payments or transfer accumulated value to the one-year fixed account. Some states may restrict the amount you can allocate to this account. We back the principal and interest guarantees relating to the one-year fixed account. These guarantees are based on the continued claims-paying ability of the company’s general account. You should be aware that our general account is exposed to the risks normally associated with a portfolio of fixed-income securities, including interest rate, option, liquidity and credit risk. The financial statements contained in the SAI include a further discussion of the risks inherent within the investments of the general account. The value of the one-year fixed account increases as we credit interest to the account. Purchase payments and transfers to the one-year fixed account become part of our general account. We credit and compound interest daily based on a 365-day year (366 in a leap year) so as to produce the annual effective rate which we declare. The interest rate we apply to each purchase payment or transfer to the one-year fixed account is guaranteed for one year. Thereafter we will change the rates from time-to-time at our discretion. These rates will be based on various factors including, but not limited to, the interest rate environment, returns earned on investments backing these annuities, the rates currently in effect for new and existing RiverSource Life annuities, product design, competition, and RiverSource Life’s revenues and expenses. The guaranteed minimum interest rate offered may vary by state but will not be lower than state law allows.

There are restrictions on the amount you can allocate to this account as well as on transfers from this account (see “Buying Your Contract” and “Transfer policies”).

The one-year fixed account is not required to be registered with the SEC. The SEC staff does not review the disclosures in this prospectus on the one-year fixed account, however, disclosures regarding the one-year fixed account may be subject to certain generally applicable provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY — PROSPECTUS 21

Buying Your Contract

New contracts are not currently being offered.

We are required by law to obtain personal information from you which we will use to verify your identity. If you do not provide this information we reserve the right to refuse to issue your contract or take other steps we deem reasonable.

As the owner, you have all rights and may receive all benefits under the contract. You can own a qualified annuity or a nonqualified annuity. You can own a nonqualified annuity in joint tenancy with rights of survivorship only in spousal situations. You cannot own a qualified annuity in joint tenancy. You can become an owner if you are 85 or younger. (The age limit may be younger for qualified annuities in some states.)

When you applied, you selected (if available in your state):

•	the length of the withdrawal charge period (six or eight years)(1);

•	the optional Benefit Protector Death Benefit Rider(2);

•	the optional Benefit Protector Plus Death Benefit Rider(2);

•	the optional Enhanced Death Benefit Rider(2);

•	the optional Guaranteed Minimum Income Benefit Rider(3);

•	the one-year fixed account, GPAs and/or subaccounts in which you want to invest(4);

•	how you want to make purchase payments; and

•	a beneficiary.

(1)	The six-year withdrawal charge schedule is not available under contracts issued in Oregon and contracts issued through Ameriprise Financial Services, Inc.
(2)	You may select one of the following: the EDB, the Benefit Protector or the Benefit Protector Plus. Riders may not be available in all states. The Benefit Protector and the Benefit Protector Plus are only available if you and the annuitant are 75 or younger at contract issue. The EDB is only available if both you and the annuitant are 79 or younger at contract issue.
(3)	The GMIB is only available at the time you purchase your contract if the annuitant is 75 or younger at contract issue and you also select the EDB. Riders may not be available in all states.
(4)	Some states restrict the amount you can allocate to the GPAs and the one-year fixed account. GPAs are not available in Maryland, Oregon, Pennsylvania or Washington and may not be available in other states.

The contract provides for allocation of purchase payments to the subaccounts of the variable account, to the GPAs and/or to the one-year fixed account in even 1% increments subject to the $1,000 minimum required investment for the GPAs. For contracts with applications signed on or after June 16, 2003, the amount of any purchase payment allocated to the GPAs and the one-year fixed account in total cannot exceed 30% of the purchase payment. More than 30% of a purchase payment may be so allocated if you establish a dollar cost averaging arrangement with respect to the purchase payment according to procedures currently in effect, or you are participating according to the rules of an asset allocation model portfolio program available under the contract, if any.

We apply your purchase payments to the GPAs, one-year fixed account and subaccounts you select. If we receive your purchase payment at our corporate office before the close of business, we will credit any portion of that payment allocated to the subaccounts using the accumulation unit value we calculate on the valuation date we received the payment. If we receive an additional purchase payment at our corporate office at or after the close of business, we will credit any portion of that payment allocated to the subaccounts using the accumulation unit value we calculate on the next valuation date after we received the payment.

You may make monthly payments to your contract under a SIP. To begin the SIP, you will complete and send a form and your first SIP payment along with your application. There is no charge for SIP. You can stop your SIP payments at any time.

In most states, you may make additional purchase payments to nonqualified and qualified annuities until the retirement date. For contracts issued in Oregon, purchase payments may not be made after the first contract anniversary.

THE RETIREMENT DATE
Annuity payouts are scheduled to begin on the retirement date. When we processed your application, we established the retirement date to be the maximum age (or contract anniversary if applicable) for nonqualified annuities and Roth IRAs and for qualified annuities the date specified below. You can also select a date within the maximum limits. Your selected date can align with your actual retirement from a job, or it can be a different future date, depending on your needs and goals and on certain restrictions. You also can change the retirement date, provided you send us written instructions at least 30 days before annuity payouts begin.

For nonqualified annuities and Roth IRAs, the retirement date must be:

•	no earlier than the 30th day after the contract’s effective date; and

 22  WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY — PROSPECTUS

•	no later than the annuitant’s 85th birthday or the tenth contract anniversary, if purchased after age 75, or such other date as agreed upon by us.

For qualified annuities except Roth IRAs, to comply with IRS regulations, the retirement date generally must be:

•	for IRAs, by April 1 of the year following the calendar year when the annuitant reaches age 70 1/2; or

•	for all other qualified annuities, by April 1 of the year following the calendar year when the annuitant reaches age 70 1/2 or, if later, retires (except that 5% business owners may not select a retirement date that is later than April 1 of the year following the calendar year when they reach age 70 1/2).

If you satisfy your required minimum distributions in the form of partial withdrawals from this contract, annuity payouts can start as late as the annuitant’s 85th birthday or the tenth contract anniversary, if later, or a date that has been otherwise agreed to by us.

Contract owners of IRAs and TSAs may also be able to satisfy minimum distributions using other IRAs or TSAs, and in that case, may delay the annuity payout start date for this contract.

BENEFICIARY
We will pay to your named beneficiary the death benefit if it becomes payable before the retirement date while the contract is in force and before annuity payouts begin. If there is more than one beneficiary, we will pay each beneficiary’s designated share when we receive their completed claim. A beneficiary will bear the investment risk of the variable account until we receive the beneficiary’s completed claim. If there is no named beneficiary, the default provisions of your contract will apply. (See “Benefits in Case of Death” for more about beneficiaries.)

PURCHASE PAYMENTS
Purchase payment amounts and purchase payment timing may vary by state and be limited under the terms of your contract.

Minimum purchase payments
If paying by SIP:

$50 for additional payments.

If paying by any other method:

$100 for additional payments.

Maximum total allowable purchase payments*

$1,000,000

*	This limit applies in total to all RiverSource Life annuities you own. We reserve the right to waive or increase the maximum limit. For qualified annuities, the tax-deferred retirement plan’s or the Code’s limits on annual contributions also apply.

HOW TO MAKE PURCHASE PAYMENTS

 1 By letter

Send your check along with your name and contract number to:

RiverSource Life Insurance Company
829 Ameriprise Financial Center
Minneapolis, MN 55474

 2 By SIP

Contact your investment professional to complete the necessary SIP paperwork.

PURCHASE PAYMENT CREDITS
You will generally receive a purchase payment credit with every payment you make to your contract. We apply this credit immediately. We allocate the credit to the GPAs, one-year fixed account and subaccounts in the same proportions as your purchase payment. We apply the credit as a percentage of your net current payment based on the following schedule:

If total net payments* made during	Then the purchase payment
the life of the contract equals . . .	credit percentage equals . . .

Less than $10,000	1%

$10,000 to less than 1 million	2

$1 million to less than 5 million	3

$5 million and over	4

*	Net payments equal total payments less total withdrawals.

WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY — PROSPECTUS 23

If you make any additional payments that cause the contract to become eligible for a higher percentage credit, we will add credits to your prior payments (less total withdrawals). We allocate credits according to the purchase payment allocation on the date we add the credits to the contract.

We fund the credit from our general account. We do not consider credits to be “investments” for income tax purposes. (See “Taxes.”)

We will reverse credits from the contract value for any purchase payment that is not honored (if, for example your purchase payment check is returned for insufficient funds).

To the extent a death benefit or withdrawal payment includes purchase payment credits applied within twelve months preceding: (1) the date of death that results in a lump sum death benefit under this contract; or (2) a request for withdrawal charge waiver due to “Contingent events” (see “Charges — Contingent events”), we will assess a charge, similar to a withdrawal charge, equal to the amount of the purchase payment credits. The amount we pay to you under these circumstances will always equal or exceed your withdrawal value.

LIMITATIONS ON USE OF CONTRACT
If mandated by applicable law, including, but not limited to, federal anti-money laundering laws, we may be required to reject a purchase payment. We may also be required to block an owner’s access to contract values or to satisfy other statutory obligations. Under these circumstances, we may refuse to implement requests for transfers, withdrawals or death benefits until instructions are received from the appropriate governmental authority or a court of competent jurisdiction.

Charges

ALL CONTRACTS

CONTRACT ADMINISTRATIVE CHARGE
We charge this fee for establishing and maintaining your records. We deduct $30 from the contract value on your contract anniversary or, if earlier, when the contract is fully withdrawn. We prorate this charge among the subaccounts, the GPAs and the one-year fixed account in the same proportion your interest in each account bears to your total contract value. Some states limit the amount of any contract charge allocated to the one-year fixed account.

We will waive this charge when your contract value is $50,000 or more on the current contract anniversary.

If you take a full withdrawal from your contract, we will deduct this charge at the time of withdrawal regardless of the contract value. We cannot increase the annual contract administrative charge and it does not apply after annuity payouts begin or when we pay death benefits.

VARIABLE ACCOUNT ADMINISTRATIVE CHARGE
We apply this charge daily to the subaccounts. It is reflected in the unit values of your subaccounts and it totals 0.15% of their average daily net assets on an annual basis. It covers certain administrative and operating expenses of the subaccounts such as accounting, legal and data processing fees and expenses involved in the preparation and distribution of reports and prospectuses. We cannot increase the variable account administrative charge.

MORTALITY AND EXPENSE RISK FEE
We charge these fees daily to the subaccounts. The unit values of your subaccounts reflect these fees. These fees cover the mortality and expense risk that we assume. These fees do not apply to the GPAs or the one-year fixed account. We cannot increase these fees.

These fees are based on the withdrawal charge schedule and death benefits that apply to your contract.

	Eight-year withdrawal	Six-year withdrawal
	charge schedule	charge schedule

Standard death benefit	1.10%	1.35%

Enhanced death benefit rider	1.30	1.55

Mortality risk arises because of our guarantee to pay a death benefit and our guarantee to make annuity payouts according to the terms of the contract, no matter how long a specific owner or annuitant lives and no matter how long our entire group of owners or annuitants live. If, as a group, owners or annuitants outlive the life expectancy we assumed in our actuarial tables, then we must take money from our general assets to meet our obligations. If, as a group, owners or annuitants do not live as long as expected, we could profit from the mortality risk fee. We deduct the mortality risk fee from the subaccounts during the annuity payout period even if the annuity payout plan does not involve a life contingency.

 24  WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY — PROSPECTUS

Expense risk arises because we cannot increase the contract administrative charge or the variable account administrative charge and these charges may not cover our expenses. We would have to make up any deficit from our general assets. We could profit from the expense risk fee if future expenses are less than expected.

The subaccounts pay us the mortality and expense risk fee they accrued as follows:

•	first, to the extent possible, the subaccounts pay this fee from any dividends distributed from the funds in which they invest;

•	then, if necessary, the funds redeem shares to cover any remaining fees payable.

We may use any profits we realize from the subaccounts’ payment to us of the mortality and expense risk fee for any proper corporate purpose, including, among others, payment of distribution (selling) expenses. We do not expect that the withdrawal charge will cover sales and distribution expenses.

WITHDRAWAL CHARGE
If you withdraw all or part of your contract, you may be subject to a withdrawal charge. A withdrawal charge applies if all or part of the withdrawal amount is from purchase payments we received less than six or eight years before the date of withdrawal. You select the withdrawal charge period at the time of your application for the contract. The withdrawal charge percentages that apply to you are shown in your contract. In addition, amounts withdrawn from a GPA more than 30 days before the end of the applicable Guarantee Period will be subject to a MVA. (See “The Fixed Accounts — Market Value Adjustments (MVA).”)

Each time you make a purchase payment under the contract, a withdrawal charge attaches to that purchase payment. The withdrawal charge percentage for each purchase payment declines according to a schedule shown in the contract. For example, if you selected the eight-year schedule, during the first two years after a purchase payment is made, the withdrawal charge percentage attached to that payment is 8%. The withdrawal charge percentage for that payment during the seventh year after it is made is 4%. At the beginning of the ninth year after that purchase payment is made, and thereafter, there is no withdrawal charge as to that payment.

You may withdraw an amount during any contract year without incurring a withdrawal charge. We call this amount the Total Free Amount (“TFA”). The TFA is the amount of your contract value that you may withdraw without incurring a withdrawal charge. Amounts withdrawn in excess of the Total Free Amount may be subject to a withdrawal charge as described below. The Total Free Amount is defined as the maximum of (a) and (b) where:

(a)	is 10% of your prior anniversary’s contract value, and

(b)	is current contract earnings.

NOTE: We determine current contract earnings (CE) by looking at the entire contract value (CV), not the earnings of any particular subaccount, GPA or the one-year fixed account. If the contract value is less than purchase payments received and not previously withdrawn (PPNPW) then contract earnings are zero. We consider your initial purchase payment and purchase payment credit to be the prior anniversary’s contract value during the first contract year.

For purposes of calculating any withdrawal charge, we treat amounts withdrawn from your contract value in the following order:

1.	First, in each contract year, we withdraw amounts totaling up to 10% of your prior anniversary’s contract value. We do not assess a withdrawal charge on this amount.

2.	Next, we withdraw contract earnings, if any, that are greater than the amount described in number one above. We do not assess a withdrawal charge on contract earnings.

3.	Next we withdraw purchase payments received prior to the withdrawal charge period shown in your contract. We do not assess a withdrawal charge on these purchase payments.

4.	Finally, if necessary, we withdraw purchase payments received that are still within the withdrawal charge period you selected and shown in your contract. We withdraw these payments on a “first-in, first-out” (FIFO) basis. We do assess a withdrawal charge on these payments.

NOTE: After withdrawing earnings in numbers one and two above, we next withdraw enough additional contract value (ACV) to meet your requested withdrawal amount. If the amount described in number one above was greater than contract earnings prior to the withdrawal, the excess (XSF) will be excluded from the purchase payments being withdrawn that were received most recently when calculating the withdrawal charge. We determine the amount of purchase payments being withdrawn (PPW) in numbers three and four above as:

PPW	=	XSF	+	(ACV – XSF) (CV – TFA)	×	(PPNPW – XSF)

If the additional contract value withdrawn is less than XSF, then PPW will equal ACV.

WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY — PROSPECTUS 25

We determine your withdrawal charge by multiplying each of your payments withdrawn by the applicable withdrawal charge percentage, and then adding the total withdrawal charges.

The withdrawal charge percentage depends on the number of years since you made the payments that are withdrawn, depending on the schedule you selected*:

Six-year schedule*		Eight-year schedule
Years from purchase	Withdrawal charge	Years from purchase	Withdrawal charge
payment receipt	percentage	payment receipt	percentage

1	8%	1	8%

2	8	2	8

3	8	3	8

4	6	4	8

5	4	5	8

6	2	6	6

Thereafter	0	7	4

		8	2

		Thereafter	0

*	The six-year withdrawal charge schedule is not available under contracts issued in Oregon and contracts issued through Ameriprise Financial Services, Inc.

For a partial withdrawal that is subject to a withdrawal charge, the amount we actually deduct from your contract value will be the amount you request plus any applicable withdrawal charge. The withdrawal charge percentage is applied to this total amount. We pay you the amount you requested.

The amount of purchase payments withdrawn is calculated using a prorated formula based on the percentage of contract value being withdrawn. As a result, the amount of purchase payments withdrawn may be greater than the amount of contract value withdrawn.

Withdrawal charge under Annuity Payout Plan E — Payouts for a specified period: If you are receiving variable annuity payments under this annuity payout plan, you can choose to take a withdrawal. The amount that you can withdraw is the present value of any remaining variable payouts. The discount rate we use in the calculation will be 5.17% for the assumed investment return of 3.5% and 6.67% for the assumed investment return of 5.0%. The withdrawal charge equals the present value of the remaining payouts using the assumed investment return minus the present value of the remaining payouts using the discount rate. (See “Charges — Withdrawal Charge” and “The Annuity Payout Period — Annuity Payout Plans.”)

Withdrawal charge calculation example
The following is an example of the calculation we would make to determine the withdrawal charge on a contract with an eight-year withdrawal charge schedule with this history:

•	We receive these payments

– $10,000 initial;

– $8,000 on the sixth contract anniversary; and

– $6,000 on the eighth contract anniversary; and

•	You withdraw the contract for its total withdrawal value of $38,101 during the ninth contract year and make no other withdrawals during that contract year; and

•	The prior anniversary contract value is $38,488.

Withdrawal
Charge	Explanation
$0	$3,848.80 is 10% of the prior anniversary’s contract value withdrawn without withdrawal charge; and
0	$10,252.20 is contract earnings in excess of the 10% TFA withdrawal amount withdrawn without withdrawal charge; and
0	$10,000 initial purchase payment was received nine or more years before withdrawal and is withdrawn without withdrawal charge; and
640	$8,000 purchase payment is in its fourth year from receipt, withdrawn with an 8% withdrawal charge; and
480	$6,000 purchase payment is in its third year from receipt withdrawn with an 8% withdrawal charge.

$1,120

 26  WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY — PROSPECTUS

Waiver of withdrawal charges
We do not assess withdrawal charges for:

•	withdrawals of any contract earnings;

•	withdrawals of amounts totaling up to 10% of your prior contract anniversary’s contract value to the extent it exceeds contract earnings;

•	required minimum distributions from a qualified annuity to the extent that they exceed the free amount. The amount on which withdrawal charges are waived can be no greater than the RMD amount calculated under your specific contract currently in force;

•	contracts settled using an annuity payout plan;

•	withdrawals made as a result of one of the “Contingent events”* described below to the extent permitted by state law (see your contract for additional conditions and restrictions); and

•	death benefits.*

*	However, we will reverse certain purchase payment credits. (See “Buying Your Contract — Purchase Payment Credits.”)

Contingent events

•	Withdrawals you make if you or the annuitant are confined to a hospital or nursing home and have been for the prior 60 days. Your contract will include this provision when you and the annuitant are under age 76 at contract issue. You must provide proof satisfactory to us of the confinement as of the date you request the withdrawal.

•	To the extent permitted by state law, withdrawals you make if you or the annuitant are diagnosed in the second or later contract years as disabled with a medical condition that with reasonable medical certainty will result in death within 12 months or less from the date of the licensed physician’s statement. You must provide us with a licensed physician’s statement containing the terminal illness diagnosis and the date the terminal illness was initially diagnosed.

•	Withdrawals you make if you or the annuitant become disabled within the meaning of the Code Section 72(m)(7) after contract issue. The disabled person must also be receiving Social Security disability or state long term disability benefits. The disabled person must be age 70 or younger at the time of withdrawal. You must provide us with a signed letter from the disabled person stating that he or she meets the above criteria, a legible photocopy of Social Security disability or state long term disability benefit payments and the application for such payments.

•	Withdrawals you make once a year if you or the annuitant become unemployed at least one year after contract issue, up to the following amounts each year:

(a)	25% of your prior anniversary’s contract value (or $10,000 if greater) if the unemployment condition is met for at least 30 straight days; or

(b)	50% of your prior anniversary’s contract value (or $10,000 if greater) if the unemployment condition is met for at least 180 straight days.

The unemployment condition is met if the unemployed person is currently receiving unemployment compensation from a government unit of the United States, whether federal or state. You must provide us with a signed letter from the unemployed person stating that he or she meets the above criteria with a legible photocopy of the unemployment benefit payments meeting the above criteria with regard to dates.

Possible group reductions: In some cases we may incur lower sales and administrative expenses due to the size of the group, the average contribution and the use of group enrollment procedures. In such cases, we may be able to reduce or eliminate the contract administrative and withdrawal charges. However, we expect this to occur infrequently.

FUND FEES AND EXPENSES
There are deductions from and expenses paid out of the assets of the funds that are described in the prospectuses for those funds. (See “Annual Operating Expenses of the Funds.”)

PREMIUM TAXES
Certain state and local governments impose premium taxes on us (up to 3.5%). These taxes depend upon your state of residence or the state in which the contract was issued. Currently, we deduct any applicable premium tax when annuity payouts begin, but we reserve the right to deduct this tax at other times such as when you make purchase payments or when you make a full withdrawal from your contract.

WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY — PROSPECTUS 27

OPTIONAL DEATH BENEFIT CHARGES

BENEFIT PROTECTOR DEATH BENEFIT RIDER FEE
We charge a fee for the optional feature only if you select it. If selected, we deduct 0.25% of your contract value on your contract anniversary. We prorate this fee among the GPAs, the one-year fixed account and the subaccounts in the same proportion your interest in each account bears to your total contract value.

If the contract is terminated for any reason other than death or when annuity payouts begin, we will deduct the fee from the proceeds payable adjusted for the number of calendar days coverage was in place since we last deducted the fee. We cannot increase this annual charge after the rider effective date and it does not apply after annuity payouts begin or when we pay death benefits.

BENEFIT PROTECTOR PLUS DEATH BENEFIT RIDER FEE
We charge a fee for the optional feature only if you select it. If selected, we deduct 0.40% of your contract value on your contract anniversary. We prorate this fee among the GPAs, the one-year fixed account and the subaccounts in the same proportion your interest in each account bears to your total contract value.

If the contract is terminated for any reason other than death or when annuity payouts begin, we will deduct the fee from the proceeds payable adjusted for the number of calendar days coverage was in place since we last deducted the fee. We cannot increase this annual fee after the rider effective date and it does not apply after annuity payouts begin or when we pay death benefits.

OPTIONAL LIVING BENEFITS

GUARANTEED MINIMUM INCOME BENEFIT RIDER (GMIB) FEE
We charge an annual fee (currently 0.70%)* based on the GMIB benefit base for this optional feature only if you select it. If selected, we deduct the fee from the contract value on your contract anniversary at the end of each contract year. We prorate the GMIB fee among the subaccounts, the GPAs and the one-year fixed account in the same proportion your interest in each account bears to your total contract value.

If the contract is terminated for any reason or when annuity payouts begin, we will deduct the GMIB fee from the proceeds payable adjusted for the number of calendar days coverage was in place. We cannot increase the GMIB fee after the rider effective date and it does not apply after annuity payouts begin. For details on how we calculate the fee, see “Optional Benefits — Guaranteed Minimum Income Benefit Rider.”

*	For applications signed prior to May 1, 2003, the following annual rider charges apply: GMIB — 0.30%.

Valuing Your Investment

We value your accounts as follows:

GPAs AND ONE-YEAR FIXED ACCOUNT
We value the amounts you allocated to the GPAs and the one-year fixed account directly in dollars. The value of these accounts equals:

•	the sum of your purchase payments and transfer amounts allocated to the one-year fixed account and the GPAs (including any positive or negative MVA on amounts transferred from the GPAs to the one-year fixed account);

•	plus any purchase payment credits allocated to the GPAs and the one-year fixed accounts;

•	plus interest credited;

•	minus the sum of amounts withdrawn (including any applicable withdrawal charges) and amounts transferred out;

•	minus any prorated portion of the contract administrative charge; and

•	minus the prorated portion of the fee for any of the following optional benefits you have selected:

– Benefit Protector rider

– Benefit Protector Plus rider

– Guaranteed Minimum Income Benefit rider

SUBACCOUNTS
We convert amounts you allocated to the subaccounts into accumulation units. Each time you make a purchase payment or transfer amounts into one of the subaccounts or we apply any purchase payment credits, we credit a certain number of accumulation units to your contract for that subaccount. Conversely, we subtract a certain number of accumulation units from your contract each time you take a partial withdrawal; transfer amounts out of a subaccount; or we assess a contract administrative charge, a withdrawal charge, or fee for any optional contract riders with annual charges (if applicable).

 28  WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY — PROSPECTUS

The accumulation units are the true measure of investment value in each subaccount during the accumulation period. They are related to, but not the same as, the net asset value of the fund in which the subaccount invests. The dollar value of each accumulation unit can rise or fall daily depending on the variable account expenses, performance of the fund and on certain fund expenses.

Here is how we calculate accumulation unit values:

Number of units: To calculate the number of accumulation units for a particular subaccount, we divide your investment by the current accumulation unit value.

Accumulation unit value: The current accumulation unit value for each subaccount equals the last value times the subaccount’s current net investment factor.

We determine the net investment factor by:

•	adding the fund’s current net asset value per share, plus the per share amount of any accrued income or capital gain dividends to obtain a current adjusted net asset value per share; then

•	dividing that sum by the previous adjusted net asset value per share; and

•	subtracting the percentage factor representing the mortality and expense risk fee and the variable account administrative charge from the result.

Because the net asset value of the fund may fluctuate, the accumulation unit value may increase or decrease. You bear all the investment risk in a subaccount.

Factors that affect subaccount accumulation units: accumulation units may change in two ways — in number and in value.

The number of accumulation units you own may fluctuate due to:

•	additional purchase payments you allocate to the subaccounts;

•	any purchase payment credits allocated to the subaccounts;

•	transfers into or out of the subaccounts (including any positive or negative MVA on amounts transferred from the GPAs);

•	partial withdrawals;

•	withdrawal charges;

and the deduction of a prorated portion of:

•	the contract administrative charge;

•	the fee for any of the following optional benefits you have selected:

– Benefit Protector rider

– Benefit Protector Plus rider

– Guaranteed Minimum Income Benefit rider

Accumulation unit values will fluctuate due to:

•	changes in fund net asset value;

•	fund dividends distributed to the subaccounts;

•	fund capital gains or losses;

•	fund operating expenses; and

•	mortality and expense risk fee and the variable account administrative charge.

Making the Most of Your Contract

AUTOMATED DOLLAR-COST AVERAGING
Currently, you can use automated transfers to take advantage of dollar-cost averaging (investing a fixed amount at regular intervals). For example, you might transfer a set amount monthly from a relatively conservative subaccount to a more aggressive one, or to several others, or from the one-year fixed account or the two-year GPA (without a MVA) to one or more subaccounts. The three to ten year GPAs are not available for automated transfers. You can also obtain the benefits of dollar-cost averaging by setting up regular automatic SIP payments or by establishing an Interest Sweep strategy. Interest Sweeps are a monthly transfer of the interest earned from either the one-year fixed account or the two-year GPA into the subaccounts of your choice. If you participate in an Interest Sweep strategy the interest you earn will be less than the annual interest rate we apply because there will be no compounding. There is no charge for dollar-cost averaging.

WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY — PROSPECTUS 29

This systematic approach can help you benefit from fluctuations in accumulation unit values caused by fluctuations in the market values of the funds. Since you invest the same amount each period, you automatically acquire more units when the market value falls and fewer units when it rises. The potential effect is to lower your average cost per unit.

How dollar-cost averaging works

					Number
			Amount	Accumulation	of units
By investing an equal number of dollars each month ...		Month	invested	unit value	purchased

		Jan	$100	$20	5.00

		Feb	100	18	5.56

you automatically buy		Mar	100	17	5.88

more units when the	è	Apr	100	15	6.67

per unit market price is low...		May	100	16	6.25

		Jun	100	18	5.56

		Jul	100	17	5.88

and fewer units		Aug	100	19	5.26

when the per unit	è	Sept	100	21	4.76

market price is high.		Oct	100	20	5.00

You paid an average price of $17.91 per unit over the 10 months, while the average market price actually was $18.10.

Dollar-cost averaging does not guarantee that any subaccount will gain in value nor will it protect against a decline in value if market prices fall. Because dollar-cost averaging involves continuous investing, your success will depend upon your willingness to continue to invest regularly through periods of low price levels. Dollar-cost averaging can be an effective way to help meet your long-term goals. For specific features contact your investment professional.

TIERED DOLLAR-COST AVERAGING (TIERED DCA) PROGRAM
If your net contract value(1) is at least $10,000, you can choose to participate in the Tiered DCA program. There is no charge for the Tiered DCA program. Under the Tiered DCA program, you can allocate a new purchase payment and any applicable purchase payment credits to one of two special Tiered DCA accounts. We determine which Tiered DCA account you are eligible for as follows:

we allocate your new purchase payment
If your net contract value(1) is . . .	and any applicable purchase payment credit to:

$10,000–$49,999	Tier 1 DCA account

$50,000 or more	Tier 2 DCA account(2)

(1)	“Net contract value” equals your current contract value plus any new purchase payment and purchase payment credit. If this is a new contract funded by purchase payments from multiple sources, we determine your net contract value based on the purchase payments, purchase payment credits, withdrawal requests and exchange requests submitted with your application.
(2)	You cannot allocate your new purchase payments and purchase payment credits to a Tier 1 DCA account if you are eligible to participate in a Tier 2 DCA account.

You may only allocate a new purchase payment of at least $1,000 to the Tiered DCA account for which you are eligible. You cannot transfer existing contract values into the Tiered DCA account. Each Tiered DCA account lasts for only six months from the time we receive your first purchase payment. We make monthly transfers of your total Tiered DCA account value into the GPAs, the one-year fixed account and/or subaccount you select over the six-month period. If you elect to transfer into a GPA, you must meet the $1,000 minimum required investment limitation for each transfer.

We reserve the right to credit a lower interest rate to each Tiered DCA account if you select the GPAs or the one-year fixed account as part of your Tiered DCA transfers. We credit higher rates on the Tier 2 DCA account than on the Tier 1 DCA account. We will change the interest rate on each Tiered DCA account from time to time at our discretion. From time to time, we may credit interest to the Tiered DCA account at promotional rates that are higher than those we credit to the one-year fixed account. We base these rates on competition and on the interest rate we are crediting to the one-year fixed account at the time of the change. Once we credit interest to a particular purchase payment and purchase payment credit, that rate does not change even if we change the rate we credit on new purchase payments or if your net contract value changes.

We credit each Tiered DCA account with current guaranteed annual rate that is in effect on the date we receive your purchase payment. However, we credit this annual rate over the six-month period on the balance remaining in your Tiered DCA account. Therefore, the net effective interest rate you receive is less than the stated annual rate. We do not credit this interest after we transfer the value out of the Tiered DCA account into the accounts you selected.

 30  WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY — PROSPECTUS

If you make additional purchase payments while a Tiered DCA account term is in progress, the amounts you allocate to an existing Tiered DCA account will be transferred out of the Tiered DCA account over the remainder of the term. If you are funding a Tiered DCA account from multiple sources, we apply each purchase payment and purchase payment credit to the account and credit interest on that purchase payment and purchase payment credit on the date we receive it. This means that all purchase payments and purchase payment credits may not be in the Tiered DCA account at the beginning of the six-month period. Therefore, you may receive less total interest than you would have if all your purchase payments and purchase payment credits were in the Tiered DCA account from the beginning. If we receive any of your multiple payments after the six-month period ends, you can either allocate those payments to a new Tiered DCA account (if available) or to any other accounts available under your contract.

You cannot participate in the Tiered DCA program if you are making payments under a Systematic Investment Plan. You may simultaneously participate in the Tiered DCA program and the asset-rebalancing program as long as your subaccount allocation is the same under both programs. If you elect to change your subaccount allocation under one program, we automatically will change it under the other program so they match. If you participate in more than one Tiered DCA account, the asset allocation for each account may be different as long as you are not also participating in the asset-rebalancing program.

You may terminate your participation in the Tiered DCA program at any time. If you do, we will not credit the current guaranteed annual interest rate on any remaining Tiered DCA account balance. We will transfer the remaining balance from your Tiered DCA account to the other accounts you selected for your DCA transfers or we will allocate it in any manner you specify. Similarly, if we cannot accept any additional purchase payments into the Tiered DCA program, we will allocate the purchase payments to the other accounts you selected for your DCA transfers or in any other manner you specify.

We can modify the terms or discontinue the Tiered DCA program at any time. Any modifications will not affect any purchase payments and purchase payment credits that are already in a Tiered DCA account. For more information on the Tiered DCA program, contact your investment professional.

The Tiered DCA program does not guarantee that any subaccount will gain in value nor will it protect against a decline in value if market prices fall. Because dollar-cost averaging involves continuous investing, your success will depend upon your willingness to continue to invest regularly through the periods of low levels. Dollar-cost averaging can be an effective way to help meet your long-term goals.

ASSET REBALANCING
You can ask us in writing to automatically rebalance the subaccount portion of your contract value either quarterly, semiannually, or annually. The period you select will start to run on the date we record your request. On the first valuation date of each of these periods, we automatically will rebalance your contract value so that the value in each subaccount matches your current subaccount percentage allocations. These percentage allocations must be in whole numbers. Asset rebalancing does not apply to the GPAs or the one-year fixed account. There is no charge for asset rebalancing. The contract value must be at least $2,000.

You can change your percentage allocations or your rebalancing period at any time by contacting us in writing. If you are also participating in the Tiered DCA program and you change your subaccount asset allocation for the asset rebalancing program, we will change your subaccount asset allocation under the Tiered DCA program to match. We will restart the rebalancing period you selected as of the date we record your change. You also can ask us in writing to stop rebalancing your contract value. You must allow 30 days for us to change any instructions that currently are in place. For more information on asset rebalancing, contact your investment professional.

TRANSFERRING AMONG ACCOUNTS
You may transfer contract value from any one subaccount, GPAs or the one-year fixed account, to another subaccount before annuity payouts begin. Certain restrictions apply to transfers involving the GPAs and the one-year fixed account.

The date your request to transfer will be processed depends on when we receive it:

•	If we receive your transfer request at our corporate office in good order before the close of business, we will process your transfer using the accumulation unit value we calculate on the valuation date we received your transfer request.

•	If we receive your transfer request at our corporate office in good order at or after the close of business, we will process your transfer using the accumulation unit value we calculate on the next valuation date after we received your transfer request.

There is no charge for transfers. Before making a transfer, you should consider the risks involved in changing investments. Transfers out of the GPAs will be subject to an MVA if done more than 30 days before the end of the guarantee period unless

WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY — PROSPECTUS 31

the transfer is an automated transfer from the two-year GPA as part of a dollar-cost averaging program or an Interest Sweep strategy.

We may suspend or modify transfer privileges at any time.

For information on transfers after annuity payouts begin, see “Transfer policies” below.

Transfer policies

•	Before annuity payouts begin, you may transfer contract values between the subaccounts, or from the subaccounts to the GPAs and the one-year fixed account at any time. However, if you made a transfer from the one-year fixed account to the subaccounts or the GPAs, you may not make a transfer from any subaccount or GPA back to the one-year fixed account for six months following that transfer. We reserve the right to further limit transfers to the GPAs and one-year fixed account if the interest rate we are then currently crediting to the one-year fixed account is equal to the minimum interest rate stated in the contract.

•	It is our general policy to allow you to transfer contract values from the one-year fixed account to the subaccounts or the GPAs once a year on or within 30 days before or after the contract anniversary (except for automated transfers, which can be set up at any time for certain transfer periods subject to certain minimums). Transfers from the one-year fixed account are not subject to a MVA. For contracts issued before June 16, 2003, we have removed this restriction, and you may transfer contract values from the one-year fixed account to the subaccounts at any time. We will inform you at least 30 days in advance of the day we intend to reimpose this restriction.

For contracts with applications signed on or after June 16, 2003, the amount of contract value transferred to the GPAs and the one-year fixed account cannot result in the value of the GPAs and the one-year fixed account in total being greater than 30% of the contract value. The time limitations on transfers from the GPAs and one-year fixed account will be enforced, and transfers out of the GPAs and one-year fixed account are limited to 30% of the GPA and one-year fixed account values at the beginning of the contract year or $10,000, whichever is greater. Because of this limitation, it may take you several years to transfer all your contract value from the one-year fixed account. You should carefully consider whether the one-year fixed account meets your investment criteria before you invest.

•	You may transfer contract values from a GPA any time after 60 days of transfer or payment allocation to the account. Transfers made more than 30 days before the end of the Guarantee Period will receive a MVA*, which may result in a gain or loss of contract value.

•	If we receive your request on or within 30 days before or after the contract anniversary date, the transfer from the one-year fixed account to the GPAs will be effective on the valuation date we receive it.

•	If you select a variable payout, once annuity payouts begin, you may make transfers once per contract year among the subaccounts and we reserve the right to limit the number of subaccounts in which you may invest.

•	Once annuity payouts begin, you may not make any transfers to the GPAs.

*	Unless the transfer is an automated transfer from the two-year GPA as part of a dollar-cost averaging program or an Interest Sweep strategy.

Market Timing
Market timing can reduce the value of your investment in the contract. If market timing causes the returns of an underlying fund to suffer, contract value you have allocated to a subaccount that invests in that underlying fund will be lower too. Market timing can cause you, any joint owner of the contract and your beneficiary(ies) under the contract a financial loss.

Funds available as investment options under the contract that invest in securities that trade in overseas securities markets may be at greater risk of loss from market timing, as market timers may seek to take advantage of changes in the values of securities between the close of overseas markets and the close of U.S. markets. Also, the risks of market timing may be greater for underlying funds that invest in securities such as small cap stocks, high yield bonds, or municipal securities, that may be traded infrequently.

We seek to prevent market timing. Market timing is frequent or short-term trading activity. We do not accommodate short-term trading activities. Do not buy a contract if you wish to use short-term trading strategies to manage your investment. The market timing policies and procedures described below apply to transfers among the subaccounts within the contract. The underlying funds in which the subaccounts invest have their own market timing policies and procedures. The market timing policies of the underlying funds may be more restrictive than the market timing policies and procedures we apply to transfers among the subaccounts of the contract, and may include redemption fees. We reserve the right to modify our market timing policies and procedures at any time without prior notice to you.

Market timing may hurt the performance of an underlying fund in which a subaccount invests in several ways, including but not necessarily limited to:

•	diluting the value of an investment in an underlying fund in which a subaccount invests;

 32  WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY — PROSPECTUS

•	increasing the transaction costs and expenses of an underlying fund in which a subaccount invests; and,

•	preventing the investment adviser(s) of an underlying fund in which a subaccount invests from fully investing the assets of the fund in accordance with the fund’s investment objectives.

In order to help protect you and the underlying funds from the potentially harmful effects of market timing activity, we apply the following market timing policy to discourage frequent transfers of contract value among the subaccounts of the variable account:

We try to distinguish market timing from transfers that we believe are not harmful, such as periodic rebalancing for purposes of an asset allocation, dollar-cost averaging and asset rebalancing program that may be described in this prospectus. There is no set number of transfers that constitutes market timing. Even one transfer in related accounts may be market timing. We seek to restrict the transfer privileges of a contract owner who makes more than three subaccount transfers in any 90 day period. We also reserve the right to refuse any transfer request, if, in our sole judgment, the dollar amount of the transfer request would adversely affect unit values.

If we determine, in our sole judgment, that your transfer activity constitutes market timing, we may modify, restrict or suspend your transfer privileges to the extent permitted by applicable law, which may vary based on the state law that applies to your contract and the terms of your contract. These restrictions or modifications may include, but not be limited to:

•	requiring transfer requests to be submitted only by first-class U.S. mail;

•	not accepting hand-delivered transfer requests or requests made by overnight mail;

•	not accepting telephone or electronic transfer requests;

•	requiring a minimum time period between each transfer;

•	not accepting transfer requests of an agent acting under power of attorney;

•	limiting the dollar amount that you may transfer at any one time;

•	suspending the transfer privilege; or

•	modifying instructions under an automated transfer program to exclude a restricted fund if you do not provide new instructions.

Subject to applicable state law and the terms of each contract, we will apply the policy described above to all contract owners uniformly in all cases. We will notify you in writing after we impose any modification, restriction or suspension of your transfer rights.

We cannot guarantee that we will be able to identify and restrict all market timing activity. Because we exercise discretion in applying the restrictions described above, we cannot guarantee that we will be able to restrict all market timing activity. In addition, state law and the terms of some contracts may prevent us from stopping certain market timing activity. Market timing activity that we are unable to identify and/or restrict may impact the performance of the underlying funds and may result in lower contract values.

In addition to the market timing policy described above, which applies to transfers among the subaccounts within your contract, you should carefully review the market timing policies and procedures of the underlying funds. The market timing policies and procedures of the underlying funds may be materially different than those we impose on transfers among the subaccounts within your contract and may include mandatory redemption fees as well as other measures to discourage frequent transfers. As an intermediary for the underlying funds, we are required to assist them in applying their market timing policies and procedures to transactions involving the purchase and exchange of fund shares. This assistance may include, but not be limited to, providing the underlying fund upon request with your Social Security Number, Taxpayer Identification Number or other United States government-issued identifier, and the details of your contract transactions involving the underlying fund. An underlying fund, in its sole discretion, may instruct us at any time to prohibit you from making further transfers of contract value to or from the underlying fund, and we must follow this instruction. We reserve the right to administer and collect on behalf of an underlying fund any redemption fee imposed by an underlying fund. Market timing policies and procedures adopted by underlying funds may affect your investment in the contract in several ways, including but not limited to:

•	Each fund may restrict or refuse trading activity that the fund determines, in its sole discretion, represents market timing.

•	Even if we determine that your transfer activity does not constitute market timing under the market timing policies described above which we apply to transfers you make under the contract, it is possible that the underlying fund’s market timing policies and procedures, including instructions we receive from a fund may require us to reject your transfer request. For example, while we disregard transfers permitted under any asset allocation, dollar-cost averaging and asset rebalancing programs that may be described in this prospectus, we cannot guarantee that an underlying fund’s market timing policies

WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY — PROSPECTUS 33

and procedures will do so. Orders we place to purchase fund shares for the variable account are subject to acceptance by the fund. We reserve the right to reject without prior notice to you any transfer request if the fund does not accept our order.

•	Each underlying fund is responsible for its own market timing policies, and we cannot guarantee that we will be able to implement specific market timing policies and procedures that a fund has adopted. As a result, a fund’s returns might be adversely affected, and a fund might terminate our right to offer its shares through the variable account.

•	Funds that are available as investment options under the contract may also be offered to other intermediaries who are eligible to purchase and hold shares of the fund, including without limitation, separate accounts of other insurance companies and certain retirement plans. Even if we are able to implement a fund’s market timing policies, we cannot guarantee that other intermediaries purchasing that same fund’s shares will do so, and the returns of that fund could be adversely affected as a result.

For more information about the market timing policies and procedures of an underlying fund, the risks that market timing pose to that fund, and to determine whether an underlying fund has adopted a redemption fee, see that fund’s prospectus.

HOW TO REQUEST A TRANSFER OR WITHDRAWAL

 1 By letter

Send your name, contract number, Social Security Number or Taxpayer Identification Number* and signed request for a transfer or withdrawal to our corporate office:

RiverSource Life Insurance Company
829 Ameriprise Financial Center
Minneapolis, MN 55474

Minimum amount
Transfers or withdrawals:  $500 or entire account balance

Maximum amount
Transfers or withdrawals:  Contract value or entire account balance

*	Failure to provide a Social Security Number or Taxpayer Identification Number may result in mandatory tax withholding on the taxable portion of the distribution.

 2  By automated transfers and automated partial withdrawals

Your investment professional can help you set up automated transfers or partial withdrawals among your GPAs, one-year fixed account or the subaccounts.

You can start or stop this service by written request or other method acceptable to us.

You must allow 30 days for us to change any instructions that are currently in place.

•	Automated transfers from the one-year fixed account to any one of the subaccounts may not exceed an amount that, if continued, would deplete the one-year fixed account within 12 months. For contracts issued before June 16, 2003, we have removed this restriction, and you may transfer contract values from the one-year fixed account to the subaccounts at any time. We will inform you at least 30 days in advance of the day we intend to reimpose this restriction.

For contracts with applications signed on or after June 16, 2003, the time limitations on transfers from the one-year fixed account will be enforced, and transfers out of the one-year fixed account are limited to 30% of the one-year fixed account values at the beginning of the contract year or $10,000, whichever is greater.

•	Automated withdrawals may be restricted by applicable law under some contracts.

•	You may not make additional purchase payments if automated partial withdrawals are in effect.

•	Automated partial withdrawals may result in income taxes and penalties on all or part of the amount withdrawn.

Minimum amount
Transfers or withdrawals:  $100 monthly
                           $250 quarterly, semiannually or annually

 3 By phone

Call:
1-800-333-3437

Minimum amount
Transfers or withdrawals:  $500 or entire account balance

 34  WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY — PROSPECTUS

Maximum amount
Transfers:                           Contract value or entire account balance
Withdrawals:                      $25,000

We answer telephone requests promptly, but you may experience delays when the call volume is unusually high. If you are unable to get through, use the mail procedure as an alternative.

We will honor any telephone transfer or withdrawal requests that we believe are authentic and we will use reasonable procedures to confirm that they are. This includes asking identifying questions and recording calls. We will not allow a telephone withdrawal within 30 days of a phoned-in address change. As long as we follow the procedures, we (and our affiliates) will not be liable for any loss resulting from fraudulent requests.

Telephone transfers and withdrawals are automatically available. You may request that telephone transfers and withdrawals not be authorized from your account by writing to us.

Withdrawals

You may withdraw all or part of your contract at any time before annuity payouts begin by sending us a written request or calling us. If we receive your withdrawal request in good order at our corporate office before the close of business, we will process your withdrawal using accumulation unit value we calculate on the valuation date we received your withdrawal request. If we receive your withdrawal request our corporate office at or after the close of business, we will process your withdrawal using the accumulation unit value we calculate on the next valuation date after we received your withdrawal request. We may ask you to return the contract. You may have to pay a contract administrative charge, withdrawal charges or any applicable optional rider charges (see “Charges”) and federal income taxes and penalties. State and local income taxes may also apply (see “Taxes”). In addition, purchase payment credits may be reversed. You cannot make withdrawals after annuity payouts begin except under Plan E. (See “The Annuity Payout Period — Annuity Payout Plans.”)

Any partial withdrawals you take under the contract will reduce your contract value. As a result, the value of your death benefit or any optional benefits you have elected will also be reduced (see “Optional Benefits”). In addition, withdrawals you are required to take to satisfy RMDs under the Code may reduce the value of certain death benefits and optional benefits (see “Taxes — Qualified Annuities — Required Minimum Distributions”).

WITHDRAWAL POLICIES
If you have a balance in more than one account and you request a partial withdrawal, we will automatically withdraw from all your subaccounts, GPAs and/or the one-year fixed account in the same proportion as your value in each account correlates to your total contract value, unless requested otherwise. After executing a partial withdrawal, the value in the one-year fixed account and each GPA and subaccount must be either zero or at least $50.

RECEIVING PAYMENT
By regular or express mail:

•	payable to owner;

•	mailed to address of record.

NOTE: We will charge you a fee if you request express mail delivery.

Normally, we will send the payment within seven days after receiving your request in good order. However, we may postpone the payment if:

–	the withdrawal amount includes a purchase payment check that has not cleared;

–	the NYSE is closed, except for normal holiday and weekend closings;

–	trading on the NYSE is restricted, according to SEC rules;

–	an emergency, as defined by SEC rules, makes it impractical to sell securities or value the net assets of the accounts; or

–	the SEC permits us to delay payment for the protection of security holders.

TSA — Special Provisions

PARTICIPANTS IN TAX-SHELTERED ANNUITIES
If the contract is intended to be used in connection with an employer sponsored 403(b) plan, additional rules relating to this contract can be found in the annuity endorsement for tax sheltered 403(b) annuities. Unless we have made special arrangements with your employer, the contract is not intended for use in connection with an employer sponsored 403(b) plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). In the event that the

WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY — PROSPECTUS 35

employer either by affirmative election or inadvertent action causes contributions under a plan that is subject to ERISA to be made to this contract, we will not be responsible for any obligations and requirements under ERISA and the regulations thereunder, unless we have prior written agreement with the employer. You should consult with your employer to determine whether your 403(b) plan is subject to ERISA.

In the event we have a written agreement with your employer to administer the plan pursuant to ERISA, special rules apply as set forth in the TSA endorsement.

The employer must comply with certain nondiscrimination requirements for certain types of contributions under a TSA contract to be excluded from taxable income. You should consult your employer to determine whether the nondiscrimination rules apply to you.

The Code imposes certain restrictions on your right to receive early distributions from a TSA:

•	Distributions attributable to salary reduction contributions (plus earnings) made after Dec. 31, 1988, or to transfers or rollovers from other contracts, may be made from the TSA only if:

–	you are at least age 59 1/2;

–	you are disabled as defined in the Code;

–	you severed employment with the employer who purchased the contract;

–	the distribution is because of your death;

–	the distribution is due to plan termination; or

–	you are a military reservist.

•	If you encounter a financial hardship (as provided by the Code), you may be eligible to receive a distribution of all contract values attributable to salary reduction contributions made after Dec. 31, 1988, but not the earnings on them.

•	Even though a distribution may be permitted under the above rules, it may be subject to IRS taxes and penalties (see “Taxes”)

•	The above restrictions on distributions do not affect the availability of the amount credited to the contract as of Dec. 31, 1988. The restrictions also do not apply to transfers or exchanges of contract value within the contract, or to another registered variable annuity contract or investment vehicle available through the employer.

Changing Ownership

You may change ownership of your nonqualified annuity at any time by completing a change of ownership form we approve and sending it to our corporate office. The change will become binding on us when we receive and record it. We will honor any change of ownership request received in good order that we believe is authentic and we will use reasonable procedures to confirm authenticity. If we follow these procedures, we will not take any responsibility for the validity of the change.

If you have a nonqualified annuity, you may incur income tax liability by transferring, assigning or pledging any part of it. (See “Taxes.”)

If you have a qualified annuity, you may not sell, assign, transfer, discount or pledge your contract as collateral for a loan, or as security for the performance of an obligation or for any other purpose except as required or permitted by the Code. However, if the owner is a trust or custodian, or an employer acting in a similar capacity, ownership of the contract may be transferred to the annuitant.

Please consider carefully whether or not you wish to change ownership of your annuity contract. If you elected any optional contract features or riders, the new owner and annuitant will be subject to all limitations and/or restrictions of those features or riders just as if they were purchasing a new contract. If you have a GMIB and/or Benefit Protector Plus Death Benefit rider, the rider will terminate upon transfer of ownership of your annuity contract. Continuance of the Benefit Protector rider is optional. (see “Optional Benefits”).

Benefits in Case of Death

There are two death benefit options under this contract: the standard death benefit and the Enhanced Death Benefit (EDB) Rider. If either you or the annuitant are 80 or older at contract issue, the standard death benefit will apply. If both you and the annuitant are 79 or younger at contract issue, you can elect either the standard death benefit or the EDB Rider (if it is available in your state) on your application. If you select the GMIB, you must elect the EDB Rider. Once you elect a death benefit option, you cannot change it. We show the option that applies in your contract. The death benefit option that applies determines the mortality and expense risk fee that is assessed against the subaccounts. (See “Charges — Mortality and Expense Risk Fee.”)

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Under either death benefit, we will pay the death benefit to your beneficiary upon the earlier of your death or the annuitant’s death. We will base the benefit paid on the death benefit coverage you chose when you purchased the contract. If a contract has more than one person as the owner, we will pay benefits upon the first to die of any owner or the annuitant.

STANDARD DEATH BENEFIT
The standard death benefit is intended to help protect your beneficiaries financially while your investments have the opportunity to grow. If you or the annuitant die before annuity payouts begin while this contract is in force, we will pay the beneficiary as follows less any purchase payment credits added to the contract in the last 12 months:

If you or the annuitant were age 80 or older at contract issue, we will pay the beneficiary the greater of these two values, minus any applicable rider charges:

1.	total purchase payments and purchase payment credits applied to the contract minus adjusted partial withdrawals; or

2. contract value.

If you and the annuitant were age 79 or younger at contract issue, we will pay the beneficiary the greatest of these three values, minus any applicable rider charges:

1.	total purchase payments plus purchase payment credits applied to the contract minus adjusted partial withdrawals;

2. contract value; or

3.	the maximum anniversary value immediately preceding the date of death plus any purchase payments and purchase payment credits applied to the contract since that anniversary minus adjusted partial withdrawals since that anniversary.

Standard death benefit adjusted partial withdrawals	=	PW × DB CV
PW = the amount by which the contract value is reduced as a result of the partial withdrawal.

DB = the death benefit on the date of (but prior to) the partial withdrawal.

CV = contract value on the date of (but prior to) the partial withdrawal.

Maximum anniversary value (MAV): We calculate the MAV on each contract anniversary through age 80. There is no MAV prior to the first contract anniversary. On the first contract anniversary we set the MAV equal to the highest of your (a) current contract value, or (b) total purchase payments and purchase payment credits minus adjusted partial withdrawals. Every contract anniversary after that, through age 80, we compare the previous anniversary’s MAV (plus any purchase payments and purchase payment credits since that anniversary minus adjusted partial withdrawals since that anniversary) to the current contract value and we reset the MAV if the current contract value is higher. We stop resetting the MAV after you or the annuitant reach age 81. However, we continue to add subsequent purchase payments and purchase payment credits and subtract adjusted partial withdrawals from the MAV.

Example assuming you and the annuitant were age 79 or younger at contract issue:

•	You purchase the contract with a payment of $20,000. We add a purchase payment credit of $400 to your contract.

•	On the first contract anniversary the contract value grows to $24,000.

•	During the second contract year the contract value falls to $22,000, at which point you take a $1,500 partial withdrawal, leaving a contract value of $20,500.

We calculate the standard death benefit as follows:
Purchase payments and purchase payment credits minus adjusted partial withdrawals:
Total purchase payments and purchase payment credits:	$20,400.00

minus the standard death benefit adjusted partial withdrawals, calculated as:
$1,500 × $20,400 $22,000 =	–1,390.91

for a death benefit of:	$19,009.09
Contract value at death:	$20,500.00

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The MAV immediately preceding the date of death plus any payments made since that anniversary minus adjusted partial withdrawals:
MAV immediately preceding the date of death:	$24,000.00
plus purchase payments and purchase payment credits since the prior anniversary:	+0.00
minus the standard death benefit adjusted partial withdrawals, calculated as:
$1,500 × $24,000 $22,000 =	–1,636.36

for a death benefit of:	$22,363.64

The standard death benefit, calculated as the greatest of these three values is the MAV:	$22,363.64

ENHANCED DEATH BENEFIT (EDB) RIDER
The EDB Rider is intended to help protect your beneficiaries financially while your investments have the opportunity to grow. This is an optional benefit that you may select for an additional charge (see “Charges”). The EDB Rider does not provide any additional benefit before the first contract anniversary and it may not be appropriate for issue ages 75 to 79 because the benefit values may be limited after age 81. Be sure to discuss with your investment professional whether or not the EDB Rider is appropriate for your situation.

If this rider is available in your state and both you and the annuitant are 79 or younger at contract issue, you may choose to add the EDB Rider to your contract at the time of purchase. Once you select the EDB Rider you may not cancel it. You may not add the EDB Rider if you add either the Benefit Protector or the Benefit Protector Plus to your contract. You must select the EDB Rider if you choose to add the Guaranteed Minimum Income Benefit Rider to your contract.

The EDB Rider provides that if you or the annuitant die before annuity payouts begin while this contract is in force, we will pay the beneficiary the greatest of these two values, less any purchase payment credits added in the last 12 months, minus any applicable rider charges:

•	the standard death benefit; or

•	the 5% rising floor.

5% rising floor: This is the sum of the value of your GPAs, the one-year fixed account and the variable account floor. There is no variable account floor prior to the first contract anniversary. On the first contract anniversary, we establish the variable account floor as:

•	the amounts allocated to the subaccounts at issue increased by 5%;

•	plus any subsequent amounts allocated to the subaccounts;

•	minus adjusted transfers and partial withdrawals from the subaccounts.

Thereafter, we continue to add subsequent amounts allocated to the subaccounts and subtract adjusted transfers and partial withdrawals from the subaccounts. On each contract anniversary after the first, through age 80, we add an amount to the variable account floor equal to 5% of the prior anniversary’s variable account floor. We stop adding this amount after you or the annuitant reach age 81.

5% rising floor adjusted transfers or partial withdrawals	=	PWT × VAF SV

PWT	=	the amount by which the contract value in the subaccounts is reduced as a result of the partial withdrawal or transfer from the subaccounts.
VAF	=	variable account floor on the date of (but prior to) the transfer or partial withdrawal.
SV	=	value of the subaccounts on the date of (but prior to) the transfer or partial withdrawal.

Example

•	You purchase the contract with a payment of $20,000 and we add a $400 purchase payment credit to your contract. You allocate $5,100 to the one-year fixed account and $15,300 to the subaccounts.

•	On the first contract anniversary the one-year fixed account value is $5,200 and the subaccount value is $12,000. Total contract value is $17,200.

•	During the second contract year, the one-year fixed account value is $5,300 and the subaccount value is $14,000. Total contract value is $19,300. You take a $1,500 partial withdrawal all from the subaccounts, leaving the contract value at $17,800.

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The death benefit is calculated as follows:
The standard death benefit (which in this case is the MAV)
MAV on the prior anniversary:	$20,400.00

plus purchase payments and purchase payment credits made since that anniversary:	+0.00
minus the standard death benefit adjusted partial withdrawal taken since that anniversary, calculated as:
$1,500 × $20,400 $19,300 =	–1,585.49

standard death benefit, which is the MAV:	$18,814.51

The 5% rising floor:
The variable account floor the first contract anniversary, calculated as:
1.05 × 15,300 =	$16,065.00
plus amounts allocated to the subaccounts since that anniversary:	+0.00
minus the 5% rising floor adjusted partial withdrawal from the subaccounts, calculated as:
$1,500 × $16,065 $14,000 =	–1,721.25

variable account floor benefit:	$14,343.75
plus the one-year fixed account value:	+5,300.00

5% rising floor (value of the GPAs, the one-year fixed account and the variable account floor):	$19,643.75

EDB Rider, calculated as the greater of the standard death benefit or the 5% rising floor:	$19,643.75

IF YOU DIE BEFORE YOUR RETIREMENT DATE
When paying the beneficiary, we will process the death claim on the valuation date our death claim requirements are fulfilled. We will determine the contract’s value using the accumulation unit value we calculate on that valuation date. We pay interest, if any, at a rate no less than required by law. If requested, we will mail payment to the beneficiary within seven days after our death claim requirements are fulfilled.

Nonqualified annuities
If your spouse is sole beneficiary and you die before the retirement date, your spouse may keep the contract as owner with the contract value equal to the death benefit that would otherwise have been paid. To do this your spouse must give us written instructions to continue the contract as owner. There will be no withdrawal charges on the contract from that point forward unless additional purchase payments are made. If you elected any optional contract features or riders, your spouse and the new annuitant (if applicable) will be subject to all limitations and/or restrictions of those features or riders just as if they were purchasing a new contract. The GMIB and Benefit Protector Plus riders, if selected, will terminate. Continuance of the Benefit Protector rider is optional. (See “Optional Benefits.”)

If your beneficiary is not your spouse, we will pay the beneficiary in a single sum unless you give us other written instructions. Generally, we must fully distribute the death benefit within five years of your death. However, the beneficiary may receive payouts under any annuity payout plan available under this contract if:

•	the beneficiary asks us in writing within 60 days after the day on which all documents have been received that prove your death has occurred; and

•	payouts begin no later than one year after your death, or other date as permitted by the IRS; and

•	the payout period does not extend beyond the beneficiary’s life or life expectancy.

Qualified annuities

•	Spouse beneficiary: If you have not elected an annuity payout plan, and if your spouse is the sole beneficiary, your spouse may either elect to treat the contract as his/her own, so long as he or she is eligible to do so, or elect an annuity payout plan or another plan agreed to by us. If your spouse elects a payout option, the payouts must begin no later than the year in which you would have reached age 70 1/2. If you attained age 70 1/2 at the time of death, payouts must begin no later than Dec. 31 of the year following the year of your death.

Your spouse may elect to assume ownership of the contract at any time before annuity payouts begin. If your spouse elects to assume ownership of the contract, the contract value will be equal to the death benefit that would otherwise have been paid. There will be no withdrawal charges on the contract from that point forward unless additional purchase payments are

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made. If you elected any optional contract features or riders, your spouse and the new annuitant (if applicable) will be subject to all limitations and/or restrictions of those features or riders just as if they were purchasing a new contract. The GMIB and the Benefit Protector Plus riders, if selected, will terminate. Continuance of the Benefit Protector rider is optional. (See “Optional Benefits.”)

•	Non-spouse beneficiary: If you have not elected an annuity payout plan, and if death occurs prior to the year you would have attained age 70 1/2, the beneficiary may elect to receive payouts from the contract over a five year period. If your beneficiary does not elect a five year payout, or if your death occurs after attaining age 70 1/2, we will pay the beneficiary in a single sum unless the beneficiary elects to receive payouts under any payout plan available under this contract if:

•	the beneficiary asks us in writing within 60 days after the day on which all documents have been received that prove your death has occurred; and

•	payouts begin no later than one year following the year of your death; and

•	the payout period does not extend beyond the beneficiary’s life or life expectancy.

If a beneficiary elects an alternative payment plan which is an inherited IRA, all optional death benefits and living benefits will terminate. In the event of your beneficiary’s death, their beneficiary can elect to take a lump sum payment or to continue the alternative payment plan following the schedule of minimum withdrawals established based on the life expectancy of your beneficiary.

•	Annuity payout plan: If you elect an annuity payout plan which guarantees payouts to a beneficiary after your death, the payouts to your beneficiary will continue pursuant to the annuity payout plan you elect.

Optional Benefits

The assets held in our general account support the guarantees under your contract, including optional death benefits and optional living benefits. To the extent that we are required to pay you amounts in addition to your contract value under these benefits, such amounts will come from our general account assets. You should be aware that our general account is exposed to the risks normally associated with a portfolio of fixed-income securities, including interest rate, option, liquidity and credit risk. The financial statements contained in the SAI include a further discussion of the risks inherent within the investments of the general account.

BENEFIT PROTECTOR DEATH BENEFIT RIDER (BENEFIT PROTECTOR)
The Benefit Protector is not available under contracts issued through Ameriprise Financial Services, Inc. The Benefit Protector is intended to provide an additional benefit to your beneficiary to help offset expenses after your death such as funeral expenses or federal and state taxes. This is an optional benefit that you may select for an additional annual charge (see “Charges”). The Benefit Protector provides reduced benefits if you or the annuitant are 70 or older at the rider effective date and it does not provide any additional benefit before the first rider anniversary. Be sure to discuss with your investment professional whether or not the Benefit Protector is appropriate for your situation.

If this rider is available in your state and both you and the annuitant are 75 or younger at contract issue, you may choose to add the Benefit Protector to your contract. You must elect the Benefit Protector at the time you purchase your contract and your rider effective date will be the contract issue date. You may not select this rider if you select the Benefit Protector Plus or the Enhanced Death Benefit Riders. We reserve the right to discontinue offering the Benefit Protector for new contracts.

Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract. Since the benefit paid by the rider is determined by the amount of earnings at death, the amount of the benefit paid may be reduced as a result of taking required minimum distributions (see “Taxes — Qualified Annuities — Required Minimum Distributions”). Be sure to discuss with your investment professional and tax advisor whether or not the Benefit Protector is appropriate for your situation.

The Benefit Protector provides that if you or the annuitant die after the first contract anniversary, but before annuity payouts begin, and while this contract is in force, we will pay the beneficiary the following less any purchase payment credits added to the contract in the last 12 months:

•	the standard death benefit (see “Benefits in Case of Death”), plus:

•	40% of your earnings at death if you and the annuitant were under age 70 on the rider effective date, up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old; or

•	15% of your earnings at death if you or the annuitant were 70 or older on the rider effective date, up to a maximum of 37.5% of purchase payments not previously withdrawn that are one or more years old.

Earnings at death: for purposes of the Benefit Protector and Benefit Protector Plus riders, this is an amount equal to the standard death benefit minus purchase payments not previously withdrawn. The earnings at death may not be less than zero and may not be more than 250% of the purchase payments not previously withdrawn that are one or more years old.

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Terminating the Benefit Protector

•	You may terminate the rider within 30 days of the first rider anniversary.

•	You may terminate the rider within 30 days of any rider anniversary beginning with the seventh rider anniversary.

•	The rider will terminate when you make a full withdrawal from the contract or when annuity payouts begin.

Example of the Benefit Protector

•	You purchase the contract with a payment of $100,000 and you and the annuitant are under age 70. We add a $2,000 purchase payment credit to your contract.

•	During the first contract year the contract value grows to $105,000. The death benefit under the standard death benefit equals the contract value less any purchase payment credits added to the contract in the last 12 months, or $103,000. You have not reached the first contract anniversary so the Benefit Protector does not provide any additional benefit at this time.

•	On the first contract anniversary the contract value grows to $110,000. The death benefit equals:

	the standard death benefit (contract value):	$110,000
	plus the Benefit Protector benefit which equals 40% of earnings at death
	(the standard death benefit minus payments not previously withdrawn):
	0.40 × ($110,000 – $100,000) =	+4,000

	Total death benefit of:	$114,000
•	On the second contract anniversary the contract value falls to $105,000. The death benefit equals:
	the standard death benefit (MAV):	$110,000
	plus the Benefit Protector benefit which equals 40% of earnings at death:
	0.40 × ($110,000 – $100,000) =	+4,000

	Total death benefit of:	$114,000
•	During the third contract year the contract value remains at $105,000 and you request a partial withdrawal of $50,000, including the applicable 8% withdrawal charge. We will withdraw $10,500 from your contract value free of charge (10% of your prior anniversary’s contract value). The remainder of the withdrawal is subject to an 8% withdrawal charge because your contract is in its third year of the withdrawal charge schedule, so we will withdraw $39,500 ($36,340 + $3,160 in withdrawal charges) from your contract value. Altogether, we will withdraw $50,000 and pay you $46,840. We calculate purchase payments not previously withdrawn as $100,000 – $45,000 = $55,000 (remember that $5,000 of the partial withdrawal is contract earnings). The death benefit equals:
	the standard death benefit (MAV adjusted for partial withdrawals):	$57,619
	plus the Benefit Protector benefit which equals 40% of earnings at death:
	0.40 × ($57,619 – $55,000) =	+1,048

	Total death benefit of:	$58,667
•	On the third contract anniversary the contract value falls to $40,000. The death benefit equals the death benefit during the third contract year. The reduction in contract value has no effect.
•	On the ninth contract anniversary the contract value grows to a new high of $200,000. Earnings at death reaches its maximum of 250% of purchase payments not previously withdrawn that are one or more years old. The death benefit equals:
	the standard death benefit (contract value):	$200,000
	plus the Benefit Protector benefit which equals 40% of earnings at death,
	up to a maximum of 100% of purchase payments not previously
	withdrawn that are one or more years old	+55,000

	Total death benefit of:	$255,000
•	During the tenth contract year you make an additional purchase payment of $50,000 and we add a purchase payment credit of $1,000. Your new contract value is now $251,000. The new purchase payment is less than one year old and so it has no effect on the Benefit Protector value. The death benefit equals:
	the standard death benefit (contract value less any purchase payment
	credits added in the last 12 months):	$250,000
	plus the Benefit Protector benefit which equals 40% of earnings at death,
	up to a maximum of 100% of purchase payments not previously
	withdrawn that are one or more years old	+55,000

	Total death benefit of:	$305,000

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•	During the eleventh contract year the contract value remains $251,000 and the “new” purchase payment is one year old and the value of the Benefit Protector changes. The death benefit equals:
	the standard death benefit (contract value):	$251,000
	plus the Benefit Protector benefit which equals 40% of earnings at death
	(the standard death benefit minus payments not previously withdrawn):
	0.40 × ($251,000 – $105,000) =	+58,400

	Total death benefit of:	$309,400

If your spouse is the sole beneficiary and you die before the retirement date, your spouse may keep the contract as owner. Your spouse and the new annuitant will be subject to all the limitations and restrictions of the rider just as if they were purchasing a new contract. If your spouse and the new annuitant do not qualify for the rider on the basis of age we will terminate the rider. If they do qualify for the rider on the basis of age we will set the contract value equal to the death benefit that would otherwise have been paid and we will substitute this new contract value on the date of death for “purchase payments not previously withdrawn” used in calculating earnings at death. Your spouse also has the option of discontinuing the Benefit Protector Death Benefit Rider within 30 days of the date they elect to continue the contract.

NOTE: For special tax considerations associated with the Benefit Protector, see “Taxes.”

BENEFIT PROTECTOR PLUS DEATH BENEFIT RIDER (BENEFIT PROTECTOR PLUS)
The Benefit Protector Plus is not available under contracts issued through Ameriprise Financial Services, Inc. The Benefit Protector Plus is intended to provide an additional benefit to your beneficiary to help offset expenses after your death such as funeral expenses or federal and state taxes. This is an optional benefit that you may select for an additional annual charge (see “Charges”). The Benefit Protector Plus provides reduced benefits if you or the annuitant are 70 or older at the rider effective date and it does not provide any additional benefit before the first rider anniversary and it does not provide any benefit beyond what is offered under the Benefit Protector rider during the second rider year. Be sure to discuss with your investment professional whether or not the Benefit Protector Plus is appropriate for your situation.

If this rider is available in your state and both you and the annuitant are 75 or younger at contract issue, you may choose to add the Benefit Protector Plus to you contract. You must elect the Benefit Protector Plus at the time you purchase your contract and your rider effective date will be the contract issue date. This rider is available only for purchase through a transfer, exchange or rollover from another annuity or life insurance policy. You may not select this rider if you select the Benefit Protector or the Enhanced Death Benefit Riders. We reserve the right to discontinue offering the Benefit Protector Plus for new contracts.

Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract. Since the benefit paid by the rider is determined by the amount of earnings at death, the amount of the benefit paid may be reduced as a result of taking required minimum distributions (see “Taxes — Qualified Annuities — Required Minimum Distributions”). Be sure to discuss with your investment professional and tax advisor whether or not the Benefit Protector Plus is appropriate for your situation.

The Benefit Protector Plus provides that if you or the annuitant die after the first contract anniversary, but before annuity payouts begin, and while this contract is in force, we will pay the beneficiary the following less any purchase payment credits added to the contract in the last 12 months:

•	the benefits payable under the Benefit Protector described above, plus:

•	a percentage of purchase payments made within 60 days of contract issue not previously withdrawn as follows:

	Percentage if you and the annuitant are	Percentage if you or the annuitant are
Contract year	under age 70 on the rider effective date	70 or older on the rider effective date

One and Two	0%	0%

Three and Four	10	3.75

Five or more	20	7.5

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Another way to describe the benefits payable under the Benefit Protector Plus rider is as follows (less any purchase payment credits added to the contract in the last 12 months):

•	the standard death benefit (see “Benefits in Case of Death”) PLUS

	If you and the annuitant are under	If you or the annuitant are age 70
Contract year	age 70 on the rider effective date, add . . .	or older on the rider effective date, add . . .

One	Zero	Zero

Two	40% x earnings at death (see above)	15% x earnings at death

Three & Four	40% x (earnings at death + 25% initial purchase payment*)	15% x (earnings at death + 25% initial purchase payment*)

Five or more	40% x (earnings at death + 50% initial purchase payment*)	15% x (earnings at death + 50% initial purchase payment*)

*	Initial purchase payments are payments made within 60 days of contract issue not previously withdrawn.

Terminating the Benefit Protector Plus:

•	You may terminate the rider within 30 days of the first rider anniversary.

•	You may terminate the rider within 30 days of any rider anniversary beginning with the seventh rider anniversary.

•	The rider will terminate when you make a full withdrawal from the contract or when annuity payouts begin.

Example of the Benefit Protector Plus:

•	You purchase the contract with a payment of $100,000 and you and the annuitant are under age 70. We add a $2,000 purchase payment credit to your contract.

•	During the first contract year the contract value grows to $105,000. The death benefit under the standard death benefit equals the contract value less any purchase payment credits added to the contract in the last 12 months, or $103,000. You have not reached the first contract anniversary so the Benefit Protector Plus does not provide any additional benefit at this time.

•	On the first contract anniversary the contract value grows to $110,000. You have not reached the second contract anniversary so the Benefit Protector Plus does not provide any additional benefit beyond what is provided by the Benefit Protector at this time. The death benefit equals:

	the standard death benefit (contract value):	$110,000
	plus the Benefit Protector Plus benefit which equals 40% of earnings at death
	(the standard death benefit minus payments not previously withdrawn):
	0.40 × ($110,000 – $100,000) =	+4,000

	Total death benefit of:	$114,000
•	On the second contract anniversary the contract value falls to $105,000. The death benefit equals:
	the standard death benefit (MAV):	$110,000
	plus the Benefit Protector Plus benefit which equals 40% of earnings at death:
	0.40 × ($110,000 – $100,000) =	+4,000
	plus 10% of purchase payments made within 60 days of contract issue
	and not previously withdrawn: 0.10 x $100,000 =	+10,000

	Total death benefit of:	$124,000
•	During the third contract year the contract value remains at $105,000 and you request a partial withdrawal, of $50,000 including the applicable 8% withdrawal charge. We will withdraw $10,500 from your contract value free of charge (10% of your prior anniversary’s contract value). The remainder of the withdrawal is subject to an 8% withdrawal charge because your payment is in its third year of the withdrawal charge schedule, so we will withdraw $39,500 ($36,340 + $3,160 in withdrawal charges) from your contract value. Altogether, we will withdraw $50,000 and pay you $46,840. We calculate purchase payments not previously withdrawn as $100,000 – $45,000 = $55,000 (remember that $5,000 of the partial withdrawal is contract earnings). The death benefit equals:
	the standard death benefit (MAV adjusted for partial withdrawals):	$57,619
	plus the Benefit Protector Plus benefit which equals 40% of earnings at death:
	0.40 × ($57,619 – $55,000) =	+1,048
	plus 10% of purchase payments made within 60 days of contract issue
	and not previously withdrawn: 0.10 x $55,000 =	+5,500

	Total death benefit of:	$64,167
•	On the third contract anniversary the contract value falls $40,000. The death benefit equals the death benefit paid during the third contract year. The reduction in contract value has no effect

WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY — PROSPECTUS 43

•	On the ninth contract anniversary the contract value grows to a new high of $200,000. Earnings at death reaches its maximum of 250% of purchase payments not previously withdrawn that are one or more years old. Because we are beyond the fourth contract anniversary the Benefit Protector Plus also reaches its maximum of 20%. The death benefit equals:
	the standard death benefit (contract value):	$200,000
	plus the Benefit Protector Plus benefit which equals 40% of earnings at death,
	up to a maximum of 100% of purchase payments not previously
	withdrawn that are one or more years old	+55,000
	plus 20% of purchase payments made within 60 days of contract issue
	and not previously withdrawn: 0.20 x $55,000 =	+11,000

	Total death benefit of:	$266,000
•	During the tenth contract year you make an additional purchase payment of $50,000 and we add a purchase payment credit of $1,000. Your new contract value is now $251,000. The new purchase payment is less than one year old and so it has no effect on the Benefit Protector Plus value. The death benefit equals:
	the standard death benefit (contract value less any purchase payment
	credits added in the last 12 months):	$250,000
	plus the Benefit Protector Plus benefit which equals 40% of earnings at death,
	up to a maximum of 100% of purchase payments not previously
	withdrawn that are one or more years old	+55,000
	plus 20% of purchase payments made within 60 days of contract issue
	and not previously withdrawn: 0.20 × $55,000 =	+11,000

	Total death benefit of:	$316,000
•	During the eleventh contract year the contract value remains $251,000 and the “new” purchase payment is one year old. The value of the Benefit Protector Plus remains constant. The death benefit equals:
	the standard death benefit (contract value):	$251,000
	plus the Benefit Protector Plus benefit which equals 40% of earnings at death
	(the standard death benefit minus payments not previously withdrawn):
	0.40 × ($251,000 – $105,000) =	+58,400
	plus 20% of purchase payments made within 60 days of contract issue
	and not previously withdrawn: 0.20 x $55,000 =	+11,000

	Total death benefit of:	$320,400

If your spouse is sole beneficiary and you die before the retirement date, your spouse may keep the contract as owner with the contract value equal to the death benefit that would otherwise have been paid. We will then terminate the Benefit Protector Plus and substitute the standard death benefit (see “Benefits in Case of Death”).

NOTE: For special tax considerations associated with the Benefit Protector Plus, see “Taxes.”

GUARANTEED MINIMUM INCOME BENEFIT RIDER (GMIB)
The GMIB is intended to provide you with a guaranteed minimum lifetime income regardless of the volatility inherent in the investments in the subaccounts. If the annuitant is between age 70 and age 75 at contract issue, you should consider whether the GMIB is appropriate for your situation because:

•	you must hold the GMIB for 10 years(1);

•	the GMIB rider terminates(2) 30 days following the contract anniversary after the annuitant’s 86th birthday;

•	you can only exercise the GMIB within 30 days after a contract anniversary(1);

•	the MAV and the 5% rising floor values we use in the GMIB benefit base to calculate annuity payouts under the GMIB are limited after age 81; and

•	there are additional costs associated with the rider.

Be sure to discuss whether or not the GMIB is appropriate for your situation with your investment professional.

(1)	Unless the annuitant qualifies for a contingent event (see “Charges — Contingent events”).
(2)	The rider and annual fee terminate 30 days following the contract anniversary after the annuitant’s 86th birthday, however, if you exercise the GMIB rider before this time, your benefits will continue according to the annuity payout plan you have selected.

If you are purchasing the contract as a qualified annuity, such as an IRA, and you are planning to begin annuity payouts after the date on which minimum distributions required by the IRS must begin, you should consider whether the GMIB is appropriate for you. Partial withdrawals you take from the contract, including those taken to satisfy minimum required

 44  WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY — PROSPECTUS

distributions, will reduce the GMIB benefit base (defined below), which in turn may reduce or eliminate the amount of any annuity payments available under the rider (see “Taxes — Qualified Annuities — Required Minimum Distributions”). Consult a tax advisor before you purchase any GMIB with a qualified annuity, such as an IRA.

If this rider is available in your state and the annuitant is 75 or younger at contract issue, you may choose to add this optional benefit at the time you purchase your contract for an additional annual charge. You must elect the GMIB along with the EDB at the time you purchase your contract and your rider effective date will be the contract issue date.

In some instances we may allow you to add the GMIB to your contract at a later date if it was not available when you initially purchased your contract. In these instances, we would add the GMIB on the next contract anniversary and this would become the rider effective date. For purposes of calculating the GMIB benefit base under these circumstances, we consider the contract value on the rider effective date to be the initial purchase payment; we disregard all previous purchase payments, purchase payment credits, transfers and withdrawals in the GMIB calculations.

Investment selection under the GMIB: You may allocate your purchase payments and purchase payment credits or transfers to any of the subaccounts, the GPAs or the one-year fixed account. However, we reserve the right to limit the amount you allocate to subaccounts investing in the Wells Fargo Advantage VT Money Market Fund to 10% of the total amount in the subaccounts. If we are required to activate this restriction, and you have more than 10% of your subaccount value in this fund, we will send you a notice and ask that you reallocate your contract value so that the 10% limitation is satisfied within 60 days. We will terminate the GMIB if you have not satisfied the limitation after 60 days.

Exercising the GMIB:

•	you may only exercise the GMIB within 30 days after any contract anniversary following the expiration of a ten-year waiting period from the rider effective date. However, there is an exception if at any time the annuitant experiences a “contingent event” (disability, terminal illness, confinement to a nursing home or hospital, or unemployment, see “Charges — Contingent events” for more details.)

•	the annuitant on the date the option is exercised must be between 50 and 86 years old.

•	you can only take an annuity payout under one of the following annuity payout plans:

– Plan A —	Life Annuity – no refund

– Plan B —	Life Annuity with ten years certain

– Plan D —	Joint and last survivor life annuity – no refund

•	you may change the annuitant for the payouts.

If you exercise the GMIB under a contingent event, you can take up to 50% of the benefit base in cash. You can use the balance of the benefit base (described below) for annuity payouts calculated using the guaranteed annuity purchase rates under any one of the payout plans listed above as long as the annuitant is between 50 and 86 years old on the retirement date.

When you exercise your GMIB, you may select a fixed or variable annuity payout plan. Fixed annuity payouts are calculated using the annuity purchase rates based on the “1983 Individual Annuitant Mortality Table A” with 100% Projection Scale G and the guaranteed annuity rates as stated in Table B of the contract. Your annuity payouts remain fixed for the lifetime of the annuity payout period.

First year variable annuity payouts are calculated in the same manner as fixed annuity payouts. Once calculated, your annuity payouts remain unchanged for the first year. After the first year, subsequent annuity payouts are variable and depend on the performance of the subaccounts you select. Variable annuity payouts after the first year are calculated using the following formula:

Pt-1 (1 + i) 1.05	= Pt

Pt–1	= prior annuity payout
Pt	= current annuity payout
i	= annualized subaccount performance

Each subsequent variable annuity payout could be more or less than the previous variable annuity payout if the subaccount investment performance is greater or less than the 5% assumed investment rate. If your subaccount performance equals 5%, your annuity payout will be unchanged from the previous annuity payout. If your subaccount performance is in excess of 5%, your variable annuity payout will increase from the previous annuity payout. If your subaccount investment performance is less than 5%, your variable annuity payout will decrease from the previous annuity payout.

The GMIB benchmarks the contract growth at each anniversary against several comparison values and sets the GMIB benefit base (described below) equal to the largest value. The GMIB benefit base, less any applicable premium tax, is the value we

WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY — PROSPECTUS 45

apply to the guaranteed annuity purchase rates stated in Table B of the contract to calculate the minimum annuity payouts you will receive if you exercise the GMIB. If the GMIB benefit base is greater than the contract value, the GMIB may provide a higher annuity payout level than is otherwise available. However, the GMIB uses guaranteed annuity purchase rates which may result in annuity payouts that are less than those using the annuity purchase rates that we will apply at annuitization under the standard contract provisions. Therefore, the level of income provided by the GMIB may be less than the income the contract otherwise provides. If the annuity payouts through the standard contract provisions are more favorable than the payouts available through the GMIB, you will receive the higher standard payout option. The GMIB does not create contract value or guarantee the performance of any investment option.

GMIB benefit base:
If the GMIB is effective at contract issue, the GMIB benefit base is the greatest of:

1.	total purchase payments and purchase payment credits minus adjusted partial withdrawals;

2.	contract value;

3.	the MAV at the last contract anniversary plus any payments and purchase payment credits since that anniversary minus adjusted partial withdrawals since that anniversary; or

4.	the 5% rising floor.

Keep in mind that the MAV and the 5% rising floor values are limited after age 81.

We reserve the right to exclude from the GMIB benefit base any purchase payments and purchase payment credits you make in the five years before you exercise the GMIB. We would do so only if such payments and credits total $50,000 or more or if they are 25% or more of total contract payments and credits. If we exercise this right, we:

•	subtract each payment and purchase payment credit adjusted for market value from the contract value and the MAV.

•	subtract each payment and purchase payment credit from the 5% rising floor. We adjust the payments and purchase payment credits allocated to the GPAs and the one-year fixed account for market value. We increase payments and purchase payment credits allocated to the subaccounts by 5% for the number of full contract years they have been in the contract before we subtract them from the 5% rising floor.

For each payment and purchase payment credit, we calculate the market value adjustment to the contract value, MAV, the GPAs and the one-year fixed account value of the 5% rising floor as:

PMT x CVG ECV

PMT =	each purchase payment made in the five years before you exercise the GMIB.

CVG =	current contract value at the time you exercise the GMIB.

ECV =	the estimated contract value on the anniversary prior to the payment in question. We assume that all payments, purchase payment credits and partial withdrawals occur at the beginning of a contract year.

For each payment and purchase payment credit, we calculate the 5% increase of payments and purchase payment credits allocated to the subaccounts as:

PMT x (1.05)CY

CY = the full number of contract years the payment and purchase payment credit have been in the contract.

Terminating the GMIB

•	You may terminate the rider within 30 days after the first and fifth rider anniversaries.

•	You may terminate the rider any time after the tenth rider anniversary.

•	The rider will terminate on the date:

– you make a full withdrawal from the contract;

– a death benefit is payable; or

– you choose to begin taking annuity payouts under the regular contract provisions.

•	The GMIB rider will terminate* 30 days following the contract anniversary after the annuitant’s 86th birthday.

*	The rider and annual fee terminate 30 days following the contract anniversary after the annuitant’s 86th birthday, however, if you exercise the GMIB rider before this time, your benefits will continue according to the annuity payout plan you have selected.

Example

•	You purchase the contract with a payment of $100,000 and we add a $2,000 purchase payment credit to your contract. You allocate all your purchase payments and purchase payment credits to the subaccounts.

 46  WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY — PROSPECTUS

•	There are no additional purchase payments and no partial withdrawals.

•	Assume the annuitant is male and age 55 at contract issue. For the joint and last survivor option (annuity payout Plan D), the joint annuitant is female and age 55 at contract issue.

Taking into account fluctuations in contract value due to market conditions, we calculate the GMIB benefit base as:

Contract				GMIB
anniversary	Contract value	MAV	5% rising floor	benefit base

1	$107,000	$107,000	$107,100

2	125,000	125,000	112,455

3	132,000	132,000	118,078

4	150,000	150,000	123,982

5	85,000	150,000	130,181

6	120,000	150,000	136,690

7	138,000	150,000	143,524

8	152,000	152,000	150,700

9	139,000	152,000	158,235

10	126,000	152,000	166,147	$166,147

11	138,000	152,000	174,455	174,455

12	147,000	152,000	183,177	183,177

13	163,000	163,000	192,336	192,336

14	159,000	163,000	201,953	201,953

15	215,000	215,000	212,051	215,000

NOTE: The MAV and 5% rising floor values are limited after age 81. Additionally, the GMIB benefit base may increase if the contract value increases. However, you should keep in mind that you are always entitled to annuitize using the contract value without exercising the GMIB.

If you annuitize the contract within 30 days after a contract anniversary, the payout under a fixed annuity option (which is the same as the minimum payout for the first year under a variable annuity option) would be:

			Minimum Guaranteed Monthly Income
Contract		Plan A –	Plan B –	Plan D – joint and
anniversary	GMIB	life annuity —	life annuity with	last survivor life
at exercise	benefit base	no refund	ten years certain	annuity — no refund

10	$166,147 (5% rising floor)	$857.32	$834.06	$686.19

15	215,000 (MAV)	1,268.50	1,210.45	982.55

The payouts above are shown at guaranteed annuity rates of 3% as stated in Table B of the contract. Payouts under the standard provisions of this contract will be based on our annuity rates in effect at annuitization and are guaranteed to be greater than or equal to the guaranteed annuity rates stated in Table B of the contract. The fixed annuity payout available under the standard provisions of this contract would be at least as great as shown below:

Contract		Plan A –	Plan B –	Plan D – joint and
anniversary	Contract	life annuity —	life annuity with	last survivor life
at exercise	value	no refund	ten years certain	annuity — no refund

10	$126,000	$650.16	$632.52	$520.38

15	215,000	1,268.50	1,210.45	982.55

In the above example, at the 15th contract anniversary you would not experience a benefit from the GMIB as the payout available to you is equal to or less than the payout available under the standard provisions of the contract.

Remember that after the first year, lifetime income payouts under a variable annuity payout option will depend on the investment performance of the subaccounts you select. If your subaccount performance is 5%, your annuity payout will be unchanged from the previous annuity payout. If your subaccount performance is in excess of 5%, your variable annuity payout will increase from the previous annuity payout. If your subaccount investment performance is less than 5%, your variable annuity payout will decrease from the previous annuity payout.

The GMIB fee: This fee currently costs 0.70% of the GMIB benefit base annually and it is taken in a lump sum from the contract value on each contract anniversary at the end of each contract year. If the contract is terminated or if annuity payouts begin, we will deduct the fee at that time adjusted for the number of calendar days coverage was in place. We cannot increase

WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY — PROSPECTUS 47

the GMIB fee after the rider effective date and it does not apply after annuity payouts begin. We can increase the GMIB fee on new contracts up to a maximum of 0.75%. We calculate the fee as follows:

BB + AT – FAV

BB = the GMIB benefit base.

AT =	adjusted transfers from the subaccounts to the GPAs and the one-year fixed account made in the six months before the contract anniversary calculated as:

PT × VAT SVT

PT	= the amount transferred from the subaccounts to the GPAs and the one-year fixed account within six months of the contract anniversary
VAT	= variable account floor on the date of (but prior to) the transfer
SVT	= value of the subaccounts on the date of (but prior to) the transfer
FAV	= the value of the GPAs and the one-year fixed accounts.

The result of AT – FAV will never be greater than zero. This allows us to base the GMIB fee largely on the subaccounts.

Example

•	You purchase the contract with a payment of $100,000 and we add a purchase payment credit of $2,000 to your contract. You allocate all of your payment and the purchase payment credit to the subaccounts.

•	You make no transfers or partial withdrawals.

Contract		GMIB fee	Value on which we	GMIB fee
anniversary	Contract value	percentage	base the GMIB fee	charged to you

	$80,000	0.70%	5% rising floor = $102,000 × 1.05	$749.70

2	150,000	0.70	Contract value = $150,000	1,050

3	102,000	0.70	MAV = $150,000	1,050

The Annuity Payout Period

As owner of the contract, you have the right to decide how and to whom annuity payouts will be made starting at the retirement date. You may select one of the annuity payout plans outlined below, or we may mutually agree on other payout arrangements. We do not deduct any withdrawal charges under the payout plans listed below, except under annuity payout Plan E.

You also decide whether we will make annuity payouts on a fixed or variable basis, or a combination of fixed and variable. The amount available to purchase payouts under the plan you select is the contract value on your retirement date after any rider charges have been deducted, plus any positive or negative MVA (less any applicable premium tax). Additionally, we currently allow you to use part of the amount available to purchase payouts, leaving any remaining contract value to accumulate on a tax-deferred basis. If you select a variable annuity payout, we reserve the right to limit the number of subaccounts in which you may invest. The GPAs are not available during this payout period.

Amounts of fixed and variable payouts depend on:

•	the annuity payout plan you select;

•	the annuitant’s age and, in most cases, sex;

•	the annuity table in the contract; and

•	the amounts you allocated to the accounts at settlement.

In addition, for variable annuity payouts only, amounts depend on the investment performance of the subaccounts you select. These payouts will vary from month to month because the performance of the funds will fluctuate. Fixed payouts remain the same from month to month.

For information with respect to transfers between accounts after annuity payouts begin (see “Making the Most of Your Contract — Transfer policies”).

 48  WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY — PROSPECTUS

ANNUITY TABLES
The annuity tables in your contract (Table A and Table B) show the amount of the monthly payout for each $1,000 of contract value according to the age and, when applicable, the annuitant’s sex. (Where required by law, we will use a unisex table of settlement rates.)

Table A shows the amount of the first monthly variable annuity payout assuming that the contract value is invested at the beginning of the annuity payout period and earns a 5% rate of return, which is reinvested and helps to support future payouts. If you ask us at least 30 days before the retirement date, we will substitute an annuity table based on an assumed 3.5% investment rate for the 5% Table A in the contract. The assumed investment rate affects both the amount of the first payout and the extent to which subsequent payouts increase or decrease. For example, annuity payouts will increase if the investment return is above the assumed investment rate and payouts will decrease if the return is below the assumed investment rate. Using a 5% assumed interest rate results in a higher initial payout, but later payouts will increase more slowly when annuity unit values rise and decrease more rapidly when they decline.

Table B shows the minimum amount of each fixed annuity payout. We declare current payout rates that we use in determining the actual amount of your fixed annuity payout. The current payout rates will equal or exceed the guaranteed payout rates shown in Table B. We will furnish these rates to you upon request.

ANNUITY PAYOUT PLANS
You may choose any one of these annuity payout plans by giving us written instructions at least 30 days before contract values are used to purchase the payout plan. Generally, you may select one of the Plans A through E below or another plan agreed to by us.

•	Plan A – Life annuity — no refund: We make monthly payouts until the annuitant’s death. Payouts end with the last payout before the annuitant’s death. We will not make any further payouts. This means that if the annuitant dies after we made only one monthly payout, we will not make any more payouts.

•	Plan B – Life annuity with five, ten or 15 years certain: We make monthly payouts for a guaranteed payout period of five, ten or 15 years that you elect. This election will determine the length of the payout period to the beneficiary if the annuitant should die before the elected period expires. We calculate the guaranteed payout period from the retirement date. If the annuitant outlives the elected guaranteed payout period, we will continue to make payouts until the annuitant’s death.

•	Plan C – Life annuity — installment refund: We make monthly payouts until the annuitant’s death, with our guarantee that payouts will continue for some period of time. We will make payouts for at least the number of months determined by dividing the amount applied under this option by the first monthly payout, whether or not the annuitant is living.

•	Plan D – Joint and last survivor life annuity — no refund: We make monthly payouts while both the annuitant and a joint annuitant are living. If either annuitant dies, we will continue to make monthly payouts at the full amount until the death of the surviving annuitant. Payouts end with the death of the second annuitant.

•	Plan E – Payouts for a specified period: We make monthly payouts for a specific payout period of ten to 30 years that you elect. We will make payouts only for the number of years specified whether the annuitant is living or not. Depending on the selected time period, it is foreseeable that an annuitant can outlive the payout period selected. During the payout period, you can elect to have us determine the present value of any remaining variable payouts and pay it to you in a lump sum. We determine the present value of the remaining annuity payouts which are assumed to remain level at the initial payout. The discount rate we use in the calculation is 5.17% for the assumed investment return of 3.5% and 6.67% for the assumed investment return of 5.0%. (See “Charges — Withdrawal charge under Annuity Payout Plan E.”) A 10% IRS penalty tax could apply if you take a withdrawal. (See “Taxes.”)

Annuity payout plan requirements for qualified annuities: If your contract is a qualified annuity, you must select a payout plan as of the retirement date set forth in your contract. You have the responsibility for electing a payout plan under your contract that complies with applicable law. Your contract describes your payout plan options. The options will meet certain IRS regulations governing RMDs if the payout plan meets the incidental distribution benefit requirements, if any, and the payouts are made:

•	in equal or substantially equal payments over a period not longer than your life expectancy, or over the joint life expectancy of you and your designated beneficiary; or

•	over a period certain not longer than your life expectancy or over the joint life expectancy of you and your designated beneficiary.

If we do not receive instructions: You must give us written instructions for the annuity payouts at least 30 days before the annuitant’s retirement date. If you do not, we will make payouts under Plan B, with 120 monthly payouts guaranteed.

WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY — PROSPECTUS 49

If monthly payouts would be less than $20: We will calculate the amount of monthly payouts at the time the contract value is used to purchase a payout plan. If the calculations show that monthly payouts would be less than $20, we have the right to pay the contract value to the owner in a lump sum or to change the frequency of the payouts.

Death after annuity payouts begin: If you or the annuitant die after annuity payouts begin, we will pay any amount payable to the beneficiary as provided in the annuity payout plan in effect.

Taxes

Under current law, your contract has a tax-deferral feature. Generally, this means you do not pay income tax until there is a taxable distribution (or deemed distribution) from the contract. We will send a tax information reporting form for any year in which we made a taxable or reportable distribution according to our records.

NONQUALIFIED ANNUITIES
Generally, only the increase in the value of a non-qualified annuity contract over the investment in the contract is taxable. Certain exceptions apply. Federal tax law requires that all nonqualified deferred annuity contracts issued by the same company (and possibly its affiliates) to the same owner during a calendar year be taxed as a single, unified contract when distributions are taken from any one of those contracts.

Annuity payouts: Generally, unlike withdrawals described below, the taxation of annuity payouts are subject to exclusion ratios, i.e. in most cases, a portion of each payout will be ordinary income and subject to tax, and a portion of each payout will be considered a return of part of your investment in the contract and will not be taxed. All amounts you receive after your investment in the contract is fully recovered will be subject to tax. Under Annuity Payout Plan A: Life annuity — no refund, where the annuitant dies before your investment in the contract is fully recovered, the remaining portion of the unrecovered investment may be available as a federal income tax deduction to the owner for the last taxable year. Under all other annuity payout plans, where the annuity payouts end before your investment in the contract is fully recovered, the remaining portion of the unrecovered investment may be available as a federal income tax deduction to the taxpayer for the tax year in which the payouts end. (See “The Annuity Payout Period — Annuity Payout Plans.”)

Beginning in 2011, federal tax law permits taxpayers to annuitize a portion of their nonqualified annuity while leaving the remaining balance to continue to grow tax-deferred. Under the new partial annuitization rules, the portion annuitized must be received as an annuity for a period of 10 years or more, or for the lives of one or more individuals. If this requirement is met, the annuitized portion and the tax-deferred balance will generally be treated as two separate contracts for income tax purposes only. If a contract is partially annuitized, the investment in the contract is allocated between the deferred and the annuitized portions on a pro rata basis.

Withdrawals: Generally, if you withdraw all or part of your nonqualified annuity before your annuity payouts begin, including withdrawals under any optional withdrawal benefit rider, your withdrawal will be taxed to the extent that the contract value immediately before the withdrawal exceeds the investment in the contract. Different rules may apply if you exchange another contract into this contract.

You also may have to pay a 10% IRS penalty for withdrawals of taxable income you make before reaching age 59 1/2 unless certain exceptions apply.

Withholding: If you receive taxable income as a result of an annuity payout or withdrawal, including withdrawals under any optional withdrawal benefit rider, we may deduct federal, and in some cases state withholding against the payment. Any withholding represents a prepayment of your tax due for the year. You take credit for these amounts on your annual income tax return. As long as you have provided us with a valid Social Security Number or Taxpayer Identification Number, and you have a valid U.S. address, you may be able to elect not to have any withholding occur.

If the payment is part of an annuity payout plan, we generally compute the amount of federal income tax withholding using payroll tables. You may provide us with a statement of how many exemptions to use in calculating the withholding. If the distribution is any other type of payment (such as partial or full withdrawal) we compute federal income tax withholding using 10% of the taxable portion.

The federal income tax withholding requirements differ if we deliver payment outside the United States or you are a non-resident alien.

Some states also may impose income tax withholding requirements similar to the federal withholding described above. If this should be the case, we may deduct state income tax withholding from the payment.

Death benefits to beneficiaries: The death benefit under a nonqualified contract is not exempt from estate (federal or state) taxes. In addition, for income tax purposes, any amount your beneficiary receives that exceeds the investment in the contract is

 50  WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY — PROSPECTUS

taxable as ordinary income to the beneficiary in the year he or she receives the payments. (See also “Benefits in Case of Death — If You Die Before the Retirement Start Date”).

Net Investment Income Tax (also known as Medicare contribution tax): Effective for taxable years beginning on or after January 1, 2013, certain high-income individuals (as well as estates and trusts) are subject to a new 3.8% net investment income tax (as an addition to income taxes). For individuals, the 3.8% tax applies to the lesser of (1) the amount by which the taxpayer’s modified adjusted gross income exceeds $200,000 ($250,000 for married filing jointly and surviving spouses; $125,000 for married filing separately) or (2) the taxpayer’s “net investment income.” Net investment income includes taxable income from nonqualified annuities. Annuity holders are advised to consult their tax advisor regarding the possible implications of this additional tax.

Annuities owned by corporations, partnerships or irrevocable trusts: For nonqualified annuities, any annual increase in the value of annuities held by such entities (nonnatural persons) generally will be treated as ordinary income received during that year. However, if the trust was set up for the benefit of a natural person(s) only, the income may remain tax-deferred until withdrawn or paid out.

Penalties: If you receive amounts from your nonqualified annuity before reaching age 59 1/2, you may have to pay a 10% IRS penalty on the amount includable in your ordinary income. However, this penalty will not apply to any amount received:

•	because of your death or in the event of nonnatural ownership, the death of the annuitant;

•	because you become disabled (as defined in the Code);

•	if the distribution is part of a series of substantially equal periodic payments, made at least annually, over your life or life expectancy (or joint lives or life expectancies of you and your beneficiary);

•	if it is allocable to an investment before Aug. 14, 1982; or

•	if annuity payouts are made under immediate annuities as defined by the Code.

Transfer of ownership: Generally, if you transfer ownership of a nonqualified annuity without receiving adequate consideration, the transfer may be taxed as a withdrawal for federal income tax purposes. If the transfer is a currently taxable event for income tax purposes, the original owner will be taxed on the amount of deferred earnings at the time of the transfer and also may be subject to the 10% IRS penalty discussed earlier. In this case, the new owner’s investment in the contract will be equal to the investment in the contract at the time of the transfer plus any earnings included in the original owner’s taxable income as a result of the transfer. In general, this rule does not apply to transfers between spouses or former spouses. Similar rules apply if you transfer ownership for full consideration. Please consult your tax advisor for further details.

1035 Exchanges: Section 1035 of the Code permits nontaxable exchanges of certain insurance policies, endowment contracts, annuity contracts and qualified long-term care insurance contracts, while providing for continued tax deferral of earnings. In addition, Section 1035 permits the carryover of the investment in the contract from the old policy or contract to the new policy or contract. In a 1035 exchange one policy or contract is exchanged for another policy or contract. The following are nontaxable exchanges: (1) the exchange of a life insurance policy for another life insurance policy or for an endowment, annuity or qualified long-term care insurance contract, (2) the exchange of an endowment contract for an annuity contract, or for an endowment contract under which payments will begin no later than payments would have begun under the contract exchanged, (3) the exchange of an annuity contract for another annuity contract or for a qualified long-term insurance contract, and (4) the exchange of a qualified long-term care insurance contract for a qualified long-term care insurance contract. Additionally, other tax rules may apply. However, if the insurance policy has an outstanding loan, there may be tax consequences. Depending on the issue date of your original policy or contract, there may be tax or other benefits that are given up to gain the benefits of the new policy or contract. Consider whether the features and benefits of the new policy or contract outweigh any tax or other benefits of the old contract.

For a partial exchange of an annuity contract for another annuity contract, the 1035 exchange is generally tax-free. The investment in the original contract and the earnings on the contract will be allocated proportionately between the original and new contracts. However, per IRS Revenue Procedure 2011-38, if withdrawals are taken from either contract within the 180-day period following an exchange, the IRS will apply general tax principles to determine the appropriate tax treatment of the exchange and subsequent withdrawal. As a result, there may be unexpected tax consequences. You should consult your tax advisor before taking any withdrawal from either contract during the 180-day period following a partial exchange. Different IRS limitations on withdrawals apply to partial exchanges completed prior to October 24, 2011.

Assignment: If you assign or pledge your contract as collateral for a loan, earnings on purchase payments you made after Aug. 13, 1982 will be taxed as a deemed distribution and you may have to pay a 10% IRS penalty.

QUALIFIED ANNUITIES
Adverse tax consequences may result if you do not ensure that contributions, distributions and other transactions under the contract comply with the law. Qualified annuities have minimum distribution rules that govern the timing and amount of

WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY — PROSPECTUS 51

distributions. You should refer to your retirement plan’s Summary Plan Description, your IRA disclosure statement, or consult a tax advisor for additional information about the distribution rules applicable to your situation.

When you use your contract to fund a retirement plan or IRA that is already tax-deferred under the Code, the contract will not provide any necessary or additional tax deferral. If your contract is used to fund an employer sponsored plan, your right to benefits may be subject to the terms and conditions of the plan regardless of the terms of the contract.

Annuity payouts: Under a qualified annuity, except a Roth IRA, Roth 401(k) or Roth 403(b), the entire payout generally is includable as ordinary income and is subject to tax unless: (1) the contract is an IRA to which you made non-deductible contributions; or (2) you rolled after-tax dollars from a retirement plan into your IRA; or (3) the contract is used to fund a retirement plan and you or your employer have contributed after-tax dollars.

Annuity payouts from Roth IRAs: In general, the entire payout from a Roth IRA can be free from income and penalty taxes if you have attained age 59 1/2 and meet the five year holding period.

Withdrawals: Under a qualified annuity, except a Roth IRA, Roth 401(k) or Roth 403(b), the entire withdrawal will generally be includable as ordinary income and is subject to tax unless: (1) the contract is an IRA to which you made non-deductible contributions; or (2) you rolled after-tax dollars from a retirement plan into your IRA; or (3) the contract is used to fund a retirement plan and you or your employer have contributed after-tax dollars.

Withdrawals from Roth IRAs: In general, the entire payout from a Roth IRA can be free from income and penalty taxes if you have attained age 59 1/2 and meet the five year holding period.

Required Minimum Distributions: Retirement plans (except for Roth IRAs) are subject to required withdrawals called required minimum distributions (“RMDs”) beginning at age 70 1/2. RMDs are based on the fair market value of your contract at year-end divided by the life expectancy factor. Certain death benefits and optional riders may be considered in determining the fair market value of your contract for RMD purposes. This may cause your RMD to be higher. Inherited IRAs (including inherited Roth IRAs) are subject to special required minimum distribution rules. You should consult your tax advisor prior to making a purchase for an explanation of the potential tax implications to you.

Withholding for IRAs, Roth IRAs, SEPs and SIMPLE IRAs: If you receive taxable income as a result of an annuity payout or a withdrawal, including withdrawals under any optional withdrawal benefit rider, we may deduct withholding against the payment. Any withholding represents a prepayment of your tax due for the year. You take credit for these amounts on your annual income tax return. As long as you have provided us with a valid Social Security Number or Taxpayer Identification Number, you can elect not to have any withholding occur.

If the payment is part of an annuity payout plan, we generally compute the amount of federal income tax withholding using payroll tables. You may provide us with a statement of how many exemptions to use in calculating the withholding. If the distribution is any other type of payment (such as a partial or full withdrawal) we compute federal income tax withholding using 10% of the taxable portion.

The federal income tax withholding requirements differ if we deliver payment outside the United States or you are a non-resident alien.

Some states also may impose income tax withholding requirements similar to the federal withholding described above. If this should be the case, we may deduct state income tax withholding from the payment.

Withholding for all other qualified annuities: If you receive directly all or part of the contract value from a qualified annuity, mandatory 20% federal income tax withholding (and possibly state income tax withholding) generally will be imposed at the time the payout is made from the plan. Any withholding represents a prepayment of your tax due for the year. You take credit for these amounts on your annual income tax return. This mandatory withholding will not be imposed if instead of receiving the distribution check, you elect to have the distribution rolled over directly to an IRA or another eligible plan. Payments made to a surviving spouse instead of being directly rolled over to an IRA are also subject to mandatory 20% income tax withholding.

In the below situations, the distribution is subject to an optional 10% withholding instead of the mandatory 20% withholding. We will withhold 10% of the distribution amount unless you elect otherwise.

•	the payout is one in a series of substantially equal periodic payouts, made at least annually, over your life or life expectancy (or the joint lives or life expectancies of you and your designated beneficiary) or over a specified period of 10 years or more;

•	the payout is a RMD as defined under the Code;

•	the payout is made on account of an eligible hardship; or

•	the payout is a corrective distribution.

 52  WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY — PROSPECTUS

State withholding also may be imposed on taxable distributions.

Penalties: If you receive amounts from your qualified contract before reaching age 59 1/2, you may have to pay a 10% IRS penalty on the amount includable in your ordinary income. However, this penalty generally will not apply to any amount received:

•	because of your death;

•	because you become disabled (as defined in the Code);

•	if the distribution is part of a series of substantially equal periodic payments made at least annually, over your life or life expectancy (or joint lives or life expectancies of you and your beneficiary);

•	if the distribution is made following severance from employment during the calendar year in which you attain age 55 (TSAs and annuities funding 401(a) plans only);

•	to pay certain medical or education expenses (IRAs only); or

•	if the distribution is made from an inherited IRA.

Death benefits to beneficiaries: The entire death benefit generally is taxable as ordinary income to the beneficiary in the year he/she receives the payments from the qualified annuity. If you made non-deductible contributions to a traditional IRA, the portion of any distribution from the contract that represents after-tax contributions is not taxable as ordinary income to your beneficiary. You are responsible for keeping all records tracking your non-deductible contributions to an IRA. Death benefits under a Roth IRA generally are not taxable as ordinary income to the beneficiary if certain distribution requirements are met. (See also “Benefits in Case of Death — If you Die Before the Retirement Date”).

Change of retirement plan type: IRS regulations allow for rollovers of certain retirement plan distributions. In some circumstances, you may be able to have an intra-contract rollover, keeping the same features and conditions. If the annuity contract you have does not support an intra-contract rollover, you are able to request an IRS approved rollover to another annuity contract or other investment product that you choose. If you choose another annuity contract or investment product, you will be subject to new rules, including a new withdrawal charge schedule for an annuity contract, or other product rules as applicable.

Assignment: You may not assign or pledge your qualified contract as collateral for a loan.

OTHER
Purchase payment credits: These are considered earnings and are taxed accordingly when withdrawn or paid out.

Special considerations if you select any optional rider: As of the date of this prospectus, we believe that charges related to these riders are not subject to current taxation. Therefore, we will not report these charges as partial withdrawals from your contract. However, the IRS may determine that these charges should be treated as partial withdrawals subject to taxation to the extent of any gain as well as the 10% tax penalty for withdrawals before the age of 59 1/2, if applicable.

We reserve the right to report charges for these riders as partial withdrawals if we, as a withholding and reporting agent, believe that we are required to report them. In addition, we will report any benefits attributable to these riders on the death of you or the annuitant as an annuity death benefit distribution, not as proceeds from life insurance.

Important: Our discussion of federal tax laws is based upon our understanding of current interpretations of these laws. Federal tax laws or current interpretations of them may change. For this reason and because tax consequences are complex and highly individual and cannot always be anticipated, you should consult a tax advisor if you have any questions about taxation of your contract.

River Source Life’s tax status: We are taxed as a life insurance company under the Code. For federal income tax purposes, the subaccounts are considered a part of our company, although their operations are treated separately in accounting and financial statements. Investment income is reinvested in the fund in which each subaccount invests and becomes part of that subaccount’s value. This investment income, including realized capital gains, is not subject to any withholding for federal or state income taxes. We reserve the right to make such a charge in the future if there is a change in the tax treatment of variable annuities or in our tax status as we then understand it.

Tax qualification: We intend that the contract qualify as an annuity for federal income tax purposes. To that end, the provisions of the contract are to be interpreted to ensure or maintain such tax qualification, in spite of any other provisions of the contract. We reserve the right to amend the contract to reflect any clarifications that may be needed or are appropriate to maintain such qualification or to conform the contract to any applicable changes in the tax qualification requirements. We will send you a copy of any amendments.

WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY — PROSPECTUS 53

Voting Rights

As a contract owner with investments in the subaccounts, you may vote on important fund policies until annuity payouts begin. Once they begin, the person receiving them has voting rights. We will vote fund shares according to the instructions of the person with voting rights.

Before annuity payouts begin, the number of votes you have is determined by applying your percentage interest in each subaccount to the total number of votes allowed to the subaccount.

After annuity payouts begin, the number of votes you have is equal to:

•	the reserve held in each subaccount for your contract; divided by

•	the net asset value of one share of the applicable fund.

As we make annuity payouts, the reserve for the contract decreases; therefore, the number of votes also will decrease.

We calculate votes separately for each subaccount. We will send notice of shareholders’ meetings, proxy materials and a statement of the number of votes to which the voter is entitled. We will vote shares for which we have not received instructions in the same proportion as the votes for which we received instructions. We also will vote the shares for which we have voting rights in the same proportion as the votes for which we received instructions.

Substitution of Investments

We may substitute the funds in which the subaccounts invest if:

•	laws or regulations change;

•	the existing funds become unavailable; or

•	in our judgment, the funds no longer are suitable (or are not the most suitable) for the subaccounts.

If any of these situations occur, and if we believe it is in the best interest of persons having voting rights under the contract, we have the right to substitute a fund currently listed in this prospectus (existing fund) for another fund (new fund). The new fund may have higher fees and/or operating expenses than the existing fund. Also, the new fund may have investment objectives and policies and/or investment advisers which differ from the existing fund.

We may also:

•	add new subaccounts;

•	combine any two or more subaccounts;

•	transfer assets to and from the subaccounts or the variable account; and

•	eliminate or close any subaccounts.

We will notify you of any substitution or change. If we notify you that a subaccount will be eliminated or closed, you will have a certain period of time to tell us where to reallocate purchase payments or contract value currently allocated to that subaccount. If we do not receive your reallocation instructions by the due date, we automatically will reallocate to the subaccount investing in the Columbia Variable Portfolio — Cash Management Fund (Class 3). You may then transfer this reallocated amount in accordance with the transfer provisions of your contract (see “Transferring Between Accounts” above).

In the event of substitution or any of these changes, we may amend the contract and take whatever action is necessary and appropriate without your consent or approval. However, we will not make any substitution or change without the necessary approval of the SEC and state insurance departments.

About the Service Providers

PRINCIPAL UNDERWRITER
RiverSource Distributors, Inc. (“RiverSource Distributors”), our affiliate, serves as the principal underwriter of the contract. Its offices are located at 70100 Ameriprise Financial Center, Minneapolis, MN 55474. RiverSource Distributors is a wholly-owned subsidiary of Ameriprise Financial, Inc.

Although we no longer offer the contract for sale, you may continue to make purchase payments if permitted under the terms of your contract. We pay commissions to an affiliated selling firm of up to 4.00% as well as service/trail commissions of up to 0.25% based on annual total contract value for as long as the contract remains in effect. We also may pay an additional sales commission of up to 1.00% of purchase payments for a period of time we select. These commissions do not change depending on which subaccounts you choose to allocate your purchase payments.

 54  WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY — PROSPECTUS

From time to time and in accordance with applicable laws and regulations, we may also pay or provide the selling firm with various cash and non-cash promotional incentives including, but not limited to bonuses, short-term sales incentive payments, marketing allowances, costs associated with sales conferences and educational seminars and sales recognition awards.

A portion of the payments made to the selling firm may be passed on to its sales representatives in accordance with its internal compensation programs. Those programs may also include other types of cash and non-cash compensation and other benefits.

Ask your sales representative for further information about what your sales representative and the selling firm for which he or she works may receive in connection with your contract.

We pay the commissions and other compensation described above from our assets. Our assets include:

•	revenues we receive from fees and expenses that you will pay when buying, owning and making a withdrawal from the contract (see “Expense Summary”);

•	compensation we or an affiliate receive from the underlying funds in the form of distribution and services fees (see “The Variable Account and the Funds — The funds”);

•	compensation we or an affiliate receive from a fund’s investment adviser, subadviser, distributor or an affiliate of any of these (see “The Variable Account and the Funds — The funds”); and

•	revenues we receive from other contracts and policies we sell that are not securities and other businesses we conduct.

You do not directly pay the commissions and other compensation described above as the result of a specific charge or deduction under the contract. However, you may pay part of all of the commissions and other compensation described above indirectly through:

•	fees and expenses we collect from contract owners, including withdrawal charges; and

•	fees and expenses charged by the underlying funds in which the subaccounts you select invest, to the extent we or one of our affiliates receive revenue from the funds or an affiliated person.

ISSUER
RiverSource Life issues the contracts. We are located at 70100 Ameriprise Financial Center, Minneapolis, MN 55474 and are a wholly-owned subsidiary of Ameriprise Financial, Inc.

We conduct a conventional life insurance business. We are licensed to do business in 49 states, the District of Columbia and American Samoa. Our primary products currently include fixed and variable annuity contracts and life insurance policies.

LEGAL PROCEEDINGS
Life insurance companies have been the subject of increasing regulatory, legislative and judicial scrutiny. Numerous state and federal regulatory agencies have commenced examinations and other inquiries of insurance companies regarding sales and marketing practices (including sales to older consumers and disclosure practices), claims handling, and unclaimed property and escheatment practices and procedures. With regard to an industry-wide investigation of unclaimed property and escheatment practices and procedures, RiverSource Life is responding to regulatory audits, market conduct examinations and other inquiries (including inquiries from the State of Minnesota). RiverSource Life has cooperated with and will continue to cooperate with the applicable regulators regarding their inquiries.

RiverSource Life is involved in the normal course of business in a number of other legal and arbitration proceedings concerning matters arising in connection with the conduct of its business activities. RiverSource Life believes that it is not a party to, nor are any of its properties the subject of, any pending legal, arbitration or regulatory proceedings that would have a material adverse effect on its consolidated financial condition, results of operations or liquidity. However, it is possible that the outcome of any such proceedings could have a material adverse impact on results of operations in any particular reporting period as the proceedings are resolved.

Additional Information

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
RiverSource Life is incorporating by reference in this prospectus information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information that we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC automatically will update and supersede this information. The Annual Report on Form 10-K of RiverSource Life Insurance Company for the year ended December 31, 2012, File No. 33-28976, that we previously filed with the SEC under the Securities Exchange Act of 1934 (1934 Act) is incorporated by reference into this prospectus, as well as all of our subsequent annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC under the 1934 Act. To access this document, see “SEC Filings” under “Investors Relations” on our website at www.ameriprise.com.

WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY — PROSPECTUS 55

RiverSource Life will furnish you without charge a copy of any or all of the documents incorporated by reference into this prospectus, including any exhibits to such documents which have been specifically incorporated by reference. We will do so upon receipt of your written or oral request. You can contact RiverSource Life at the telephone number and address listed on the first page of this prospectus.

AVAILABLE INFORMATION
This prospectus is part of a registration statement we file with the SEC. Additional information on RiverSource Life and on this offering is available in the registration statement. You can obtain copies of these materials at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. In addition to this prospectus, the SAI and information about the contract, information incorporated by reference is available on the EDGAR Database on the SEC’s Internet site at (http://www.sec.gov).

INDEMNIFICATION
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (Securities Act) may be permitted to directors and officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

 56  WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY — PROSPECTUS

Appendix: Condensed Financial Information (Unaudited)

The following tables give per-unit information about the financial history of the subaccounts representing the lowest and highest total annual variable account expense combinations. The date in which operations commenced in each subaccount is noted in parentheses. The SAI contains tables that give per-unit information about the financial history of each existing subaccount. We have not provided this information for subaccounts (if any) that were not available under your contract as of Dec. 31, 2012. You may obtain a copy of the SAI without charge by contacting us at the telephone number or address listed on the first page of the prospectus.

Variable account charges of 1.25% of the daily net assets of the variable account.
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

Columbia Variable Portfolio – Cash Management Fund (Class 3) (11/09/1999)
Accumulation unit value at beginning of period	$1.12	$1.13	$1.15	$1.16	$1.15	$1.11	$1.08	$1.06	$1.07	$1.08
Accumulation unit value at end of period	$1.11	$1.12	$1.13	$1.15	$1.16	$1.15	$1.11	$1.08	$1.06	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	1,745	2,256	2,075	3,153	2,711	1,073	1,203	1,149	1,454	1,720

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3) (11/09/1999)
Accumulation unit value at beginning of period	$1.49	$1.58	$1.37	$1.09	$1.85	$1.74	$1.47	$1.31	$1.12	$0.81
Accumulation unit value at end of period	$1.67	$1.49	$1.58	$1.37	$1.09	$1.85	$1.74	$1.47	$1.31	$1.12
Number of accumulation units outstanding at end of period (000 omitted)	527	653	957	8,590	7,188	4,908	3,199	1,284	1,141	861

Columbia Variable Portfolio – High Yield Bond Fund (Class 3) (11/09/1999)
Accumulation unit value at beginning of period	$1.79	$1.72	$1.53	$1.00	$1.36	$1.35	$1.23	$1.20	$1.09	$0.88
Accumulation unit value at end of period	$2.05	$1.79	$1.72	$1.53	$1.00	$1.36	$1.35	$1.23	$1.20	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	171	174	280	582	944	1,284	1,320	1,059	1,262	1,212

Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3) (03/03/2000)
Accumulation unit value at beginning of period	$0.71	$0.68	$0.59	$0.48	$0.84	$0.82	$0.72	$0.69	$0.66	$0.52
Accumulation unit value at end of period	$0.79	$0.71	$0.68	$0.59	$0.48	$0.84	$0.82	$0.72	$0.69	$0.66
Number of accumulation units outstanding at end of period (000 omitted)	1,511	1,928	2,512	3,082	3,503	4,303	4,701	1,109	1,250	172

Columbia Variable Portfolio – Select Smaller-Cap Value Fund (Class 3) (11/09/1999)
Accumulation unit value at beginning of period	$1.51	$1.68	$1.34	$0.97	$1.60	$1.69	$1.53	$1.48	$1.26	$0.87
Accumulation unit value at end of period	$1.76	$1.51	$1.68	$1.34	$0.97	$1.60	$1.69	$1.53	$1.48	$1.26
Number of accumulation units outstanding at end of period (000 omitted)	120	141	164	220	278	307	338	394	445	419

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 3) (03/03/2000)
Accumulation unit value at beginning of period	$1.27	$1.27	$1.25	$1.20	$1.25	$1.20	$1.17	$1.17	$1.17	$1.17
Accumulation unit value at end of period	$1.28	$1.27	$1.27	$1.25	$1.20	$1.25	$1.20	$1.17	$1.17	$1.17
Number of accumulation units outstanding at end of period (000 omitted)	380	561	747	2,143	1,351	1,441	1,522	1,654	2,036	2,508

The Dreyfus Socially Responsible Growth Fund, Inc., Initial Shares (03/03/2000)
Accumulation unit value at beginning of period	$0.72	$0.72	$0.63	$0.48	$0.74	$0.70	$0.65	$0.63	$0.60	$0.48
Accumulation unit value at end of period	$0.79	$0.72	$0.72	$0.63	$0.48	$0.74	$0.70	$0.65	$0.63	$0.60
Number of accumulation units outstanding at end of period (000 omitted)	224	233	379	404	564	672	620	626	623	735

Fidelity® VIP Dynamic Capital Appreciation Portfolio Service Class 2 (05/01/2001)
Accumulation unit value at beginning of period	$1.32	$1.37	$1.18	$0.88	$1.52	$1.44	$1.28	$1.07	$1.07	$0.87
Accumulation unit value at end of period	$1.59	$1.32	$1.37	$1.18	$0.88	$1.52	$1.44	$1.28	$1.07	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	114	76	138	326	606	708	717	525	523	535

Fidelity® VIP High Income Portfolio Service Class 2 (05/01/2001)
Accumulation unit value at beginning of period	$1.70	$1.66	$1.48	$1.04	$1.41	$1.39	$1.27	$1.26	$1.17	$0.93
Accumulation unit value at end of period	$1.91	$1.70	$1.66	$1.48	$1.04	$1.41	$1.39	$1.27	$1.26	$1.17
Number of accumulation units outstanding at end of period (000 omitted)	80	154	191	188	228	462	564	287	337	316

Fidelity® VIP Mid Cap Portfolio Service Class 2 (05/01/2001)
Accumulation unit value at beginning of period	$2.15	$2.45	$1.93	$1.40	$2.34	$2.06	$1.85	$1.59	$1.29	$0.95
Accumulation unit value at end of period	$2.44	$2.15	$2.45	$1.93	$1.40	$2.34	$2.06	$1.85	$1.59	$1.29
Number of accumulation units outstanding at end of period (000 omitted)	681	821	1,216	3,621	4,422	4,006	3,592	3,013	3,064	2,428

FTVIPT Franklin Global Real Estate Securities Fund – Class 2 (03/03/2000)
Accumulation unit value at beginning of period	$1.94	$2.09	$1.75	$1.49	$2.61	$3.34	$2.81	$2.50	$1.92	$1.43
Accumulation unit value at end of period	$2.45	$1.94	$2.09	$1.75	$1.49	$2.61	$3.34	$2.81	$2.50	$1.92
Number of accumulation units outstanding at end of period (000 omitted)	280	338	361	536	687	913	867	938	992	1,000

FTVIPT Franklin Income Securities Fund – Class 2 (03/03/2000)
Accumulation unit value at beginning of period	$2.08	$2.06	$1.85	$1.38	$1.99	$1.94	$1.66	$1.66	$1.47	$1.13
Accumulation unit value at end of period	$2.32	$2.08	$2.06	$1.85	$1.38	$1.99	$1.94	$1.66	$1.66	$1.47
Number of accumulation units outstanding at end of period (000 omitted)	803	879	1,130	1,534	1,905	2,317	2,299	2,435	2,548	2,063

WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY — PROSPECTUS 57

Variable account charges of 1.25% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

FTVIPT Franklin Small Cap Value Securities Fund – Class 2 (11/09/1999)
Accumulation unit value at beginning of period	$2.51	$2.64	$2.09	$1.64	$2.47	$2.57	$2.22	$2.07	$1.69	$1.30
Accumulation unit value at end of period	$2.94	$2.51	$2.64	$2.09	$1.64	$2.47	$2.57	$2.22	$2.07	$1.69
Number of accumulation units outstanding at end of period (000 omitted)	254	295	375	526	666	590	717	658	516	219

FTVIPT Franklin Small-Mid Cap Growth Securities Fund – Class 2 (11/09/1999)
Accumulation unit value at beginning of period	$1.24	$1.32	$1.04	$0.74	$1.30	$1.18	$1.10	$1.06	$0.96	$0.71
Accumulation unit value at end of period	$1.35	$1.24	$1.32	$1.04	$0.74	$1.30	$1.18	$1.10	$1.06	$0.96
Number of accumulation units outstanding at end of period (000 omitted)	1,065	1,373	1,842	2,467	3,121	3,777	4,295	4,737	5,177	4,918

FTVIPT Mutual Shares Securities Fund – Class 2 (03/03/2000)
Accumulation unit value at beginning of period	$1.61	$1.65	$1.50	$1.21	$1.94	$1.90	$1.63	$1.49	$1.34	$1.08
Accumulation unit value at end of period	$1.82	$1.61	$1.65	$1.50	$1.21	$1.94	$1.90	$1.63	$1.49	$1.34
Number of accumulation units outstanding at end of period (000 omitted)	428	887	1,143	1,645	1,976	2,440	2,476	2,267	2,400	2,050

Goldman Sachs VIT Mid Cap Value Fund – Institutional Shares (03/03/2000)
Accumulation unit value at beginning of period	$2.83	$3.06	$2.48	$1.88	$3.03	$2.97	$2.59	$2.33	$1.87	$1.48
Accumulation unit value at end of period	$3.31	$2.83	$3.06	$2.48	$1.88	$3.03	$2.97	$2.59	$2.33	$1.87
Number of accumulation units outstanding at end of period (000 omitted)	266	332	409	1,518	1,777	2,090	1,873	1,361	1,409	1,449

Goldman Sachs VIT Structured U.S. Equity Fund – Institutional Shares (03/03/2000)
Accumulation unit value at beginning of period	$0.87	$0.84	$0.76	$0.63	$1.02	$1.05	$0.94	$0.89	$0.79	$0.62
Accumulation unit value at end of period	$0.98	$0.87	$0.84	$0.76	$0.63	$1.02	$1.05	$0.94	$0.89	$0.79
Number of accumulation units outstanding at end of period (000 omitted)	387	474	695	1,295	1,915	2,395	2,494	2,681	2,371	2,072

Invesco V.I. American Franchise Fund, Series I Shares (04/27/2012)
Accumulation unit value at beginning of period	$1.00	—	—	—	—	—	—	—	—	—
Accumulation unit value at end of period	$0.97	—	—	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	607	—	—	—	—	—	—	—	—	—

Invesco V.I. Core Equity Fund, Series I Shares (04/28/2006)
Accumulation unit value at beginning of period	$1.08	$1.09	$1.01	$0.80	$1.16	$1.08	$1.00	—	—	—
Accumulation unit value at end of period	$1.21	$1.08	$1.09	$1.01	$0.80	$1.16	$1.08	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,192	1,437	1,983	2,664	3,333	4,900	5,506	—	—	—

MFS® Investors Trust Series – Initial Class (11/09/1999)
Accumulation unit value at beginning of period	$1.01	$1.04	$0.95	$0.76	$1.15	$1.05	$0.94	$0.89	$0.81	$0.67
Accumulation unit value at end of period	$1.19	$1.01	$1.04	$0.95	$0.76	$1.15	$1.05	$0.94	$0.89	$0.81
Number of accumulation units outstanding at end of period (000 omitted)	334	447	541	857	1,180	1,240	1,379	1,483	1,582	1,661

MFS® Utilities Series – Initial Class (11/09/1999)
Accumulation unit value at beginning of period	$2.15	$2.04	$1.82	$1.38	$2.24	$1.77	$1.37	$1.19	$0.92	$0.69
Accumulation unit value at end of period	$2.41	$2.15	$2.04	$1.82	$1.38	$2.24	$1.77	$1.37	$1.19	$0.92
Number of accumulation units outstanding at end of period (000 omitted)	323	399	496	674	878	964	1,159	1,267	1,336	1,393

Oppenheimer Global Fund/VA, Service Shares (05/01/2002)
Accumulation unit value at beginning of period	$1.47	$1.62	$1.42	$1.03	$1.75	$1.67	$1.44	$1.28	$1.09	$0.77
Accumulation unit value at end of period	$1.75	$1.47	$1.62	$1.42	$1.03	$1.75	$1.67	$1.44	$1.28	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	418	570	906	1,263	1,733	2,215	2,059	1,904	1,729	788

Oppenheimer Global Strategic Income Fund/VA, Service Shares (05/01/2002)
Accumulation unit value at beginning of period	$1.65	$1.66	$1.46	$1.25	$1.48	$1.37	$1.29	$1.28	$1.19	$1.03
Accumulation unit value at end of period	$1.84	$1.65	$1.66	$1.46	$1.25	$1.48	$1.37	$1.29	$1.28	$1.19
Number of accumulation units outstanding at end of period (000 omitted)	827	1,054	1,427	8,180	6,743	6,680	3,247	1,889	1,541	1,060

Putnam VT Global Health Care Fund – Class IB Shares (05/01/2002)
Accumulation unit value at beginning of period	$1.16	$1.19	$1.18	$0.95	$1.15	$1.18	$1.16	$1.04	$0.98	$0.84
Accumulation unit value at end of period	$1.40	$1.16	$1.19	$1.18	$0.95	$1.15	$1.18	$1.16	$1.04	$0.98
Number of accumulation units outstanding at end of period (000 omitted)	38	52	55	154	203	202	243	213	209	86

Putnam VT International Equity Fund – Class IB Shares (11/09/1999)
Accumulation unit value at beginning of period	$0.97	$1.18	$1.09	$0.88	$1.59	$1.49	$1.18	$1.07	$0.93	$0.73
Accumulation unit value at end of period	$1.17	$0.97	$1.18	$1.09	$0.88	$1.59	$1.49	$1.18	$1.07	$0.93
Number of accumulation units outstanding at end of period (000 omitted)	1,172	1,597	2,315	2,779	3,548	4,302	4,374	4,450	4,648	4,797

Putnam VT Multi-Cap Growth Fund – Class IB Shares (09/24/2010)
Accumulation unit value at beginning of period	$1.06	$1.13	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.22	$1.06	$1.13	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	494	543	652	—	—	—	—	—	—	—

Variable Portfolio – Partners Small Cap Value Fund (Class 3) (05/01/2002)
Accumulation unit value at beginning of period	$1.57	$1.67	$1.35	$1.00	$1.49	$1.58	$1.33	$1.28	$1.08	$0.79
Accumulation unit value at end of period	$1.76	$1.57	$1.67	$1.35	$1.00	$1.49	$1.58	$1.33	$1.28	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	79	193	227	541	613	639	446	296	274	180

 58  WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY — PROSPECTUS

Variable account charges of 1.25% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

Wells Fargo Advantage VT Index Asset Allocation Fund – Class 2 (03/03/2000)
Accumulation unit value at beginning of period	$1.17	$1.11	$1.00	$0.87	$1.25	$1.17	$1.06	$1.02	$0.95	$0.79
Accumulation unit value at end of period	$1.31	$1.17	$1.11	$1.00	$0.87	$1.25	$1.17	$1.06	$1.02	$0.95
Number of accumulation units outstanding at end of period (000 omitted)	1,454	1,786	2,080	2,506	3,242	5,032	5,760	6,499	7,105	7,439

Wells Fargo Advantage VT International Equity Fund – Class 2 (07/31/2002)
Accumulation unit value at beginning of period	$1.45	$1.68	$1.46	$1.28	$2.22	$1.96	$1.62	$1.41	$1.20	$0.93
Accumulation unit value at end of period	$1.62	$1.45	$1.68	$1.46	$1.28	$2.22	$1.96	$1.62	$1.41	$1.20
Number of accumulation units outstanding at end of period (000 omitted)	300	303	354	290	324	330	342	352	365	253

Wells Fargo Advantage VT Intrinsic Value Fund – Class 2 (03/03/2000)
Accumulation unit value at beginning of period	$1.12	$1.16	$1.03	$0.89	$1.43	$1.40	$1.20	$1.15	$1.05	$0.84
Accumulation unit value at end of period	$1.32	$1.12	$1.16	$1.03	$0.89	$1.43	$1.40	$1.20	$1.15	$1.05
Number of accumulation units outstanding at end of period (000 omitted)	1,025	1,237	1,592	2,263	2,018	2,351	2,619	3,000	3,241	3,433

Wells Fargo Advantage VT Omega Growth Fund – Class 2 (07/31/2002)
Accumulation unit value at beginning of period	$1.85	$1.98	$1.68	$1.19	$1.65	$1.50	$1.44	$1.40	$1.33	$0.96
Accumulation unit value at end of period	$2.20	$1.85	$1.98	$1.68	$1.19	$1.65	$1.50	$1.44	$1.40	$1.33
Number of accumulation units outstanding at end of period (000 omitted)	945	1,095	1,378	317	362	436	448	445	467	323

Wells Fargo Advantage VT Opportunity Fund – Class 2 (08/26/2011)
Accumulation unit value at beginning of period	$1.05	$1.00	—	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.19	$1.05	—	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	404	466	—	—	—	—	—	—	—	—

Wells Fargo Advantage VT Small Cap Growth Fund – Class 2 (03/03/2000)
Accumulation unit value at beginning of period	$0.59	$0.63	$0.50	$0.33	$0.57	$0.51	$0.42	$0.40	$0.36	$0.25
Accumulation unit value at end of period	$0.63	$0.59	$0.63	$0.50	$0.33	$0.57	$0.51	$0.42	$0.40	$0.36
Number of accumulation units outstanding at end of period (000 omitted)	941	969	1,163	1,360	1,943	2,408	2,832	2,904	3,073	3,239

Wells Fargo Advantage VT Total Return Bond Fund – Class 2 (03/03/2000)
Accumulation unit value at beginning of period	$1.83	$1.71	$1.62	$1.47	$1.45	$1.38	$1.35	$1.34	$1.30	$1.21
Accumulation unit value at end of period	$1.92	$1.83	$1.71	$1.62	$1.47	$1.45	$1.38	$1.35	$1.34	$1.30
Number of accumulation units outstanding at end of period (000 omitted)	626	707	1,181	2,440	2,735	3,664	2,453	1,892	2,017	2,160

Variable account charges of 1.70% of the daily net assets of the variable account.
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

Columbia Variable Portfolio – Cash Management Fund (Class 3) (03/01/2002)
Accumulation unit value at beginning of period	$0.98	$1.00	$1.02	$1.03	$1.03	$1.00	$0.97	$0.96	$0.97	$0.99
Accumulation unit value at end of period	$0.97	$0.98	$1.00	$1.02	$1.03	$1.03	$1.00	$0.97	$0.96	$0.97
Number of accumulation units outstanding at end of period (000 omitted)	2,444	4,164	3,587	19,621	8,230	5,476	2,192	1,151	399	76

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3) (03/03/2000)
Accumulation unit value at beginning of period	$1.52	$1.63	$1.42	$1.13	$1.94	$1.83	$1.55	$1.39	$1.20	$0.86
Accumulation unit value at end of period	$1.71	$1.52	$1.63	$1.42	$1.13	$1.94	$1.83	$1.55	$1.39	$1.20
Number of accumulation units outstanding at end of period (000 omitted)	6,228	8,456	10,953	63,435	55,414	35,371	27,624	9,764	608	392

Columbia Variable Portfolio – High Yield Bond Fund (Class 3) (03/03/2000)
Accumulation unit value at beginning of period	$1.61	$1.55	$1.39	$0.92	$1.25	$1.25	$1.14	$1.12	$1.02	$0.83
Accumulation unit value at end of period	$1.84	$1.61	$1.55	$1.39	$0.92	$1.25	$1.25	$1.14	$1.12	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	1,210	1,679	2,244	4,591	5,601	6,703	8,935	4,144	855	325

Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3) (03/03/2000)
Accumulation unit value at beginning of period	$0.67	$0.64	$0.56	$0.46	$0.81	$0.80	$0.70	$0.67	$0.65	$0.51
Accumulation unit value at end of period	$0.75	$0.67	$0.64	$0.56	$0.46	$0.81	$0.80	$0.70	$0.67	$0.65
Number of accumulation units outstanding at end of period (000 omitted)	5,248	7,129	9,784	12,306	14,085	14,409	15,807	17,584	7,616	—

Columbia Variable Portfolio – Select Smaller-Cap Value Fund (Class 3) (03/03/2000)
Accumulation unit value at beginning of period	$1.13	$1.25	$1.00	$0.73	$1.21	$1.29	$1.17	$1.14	$0.97	$0.67
Accumulation unit value at end of period	$1.30	$1.13	$1.25	$1.00	$0.73	$1.21	$1.29	$1.17	$1.14	$0.97
Number of accumulation units outstanding at end of period (000 omitted)	34	33	37	48	69	330	434	444	441	399

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 3) (03/03/2000)
Accumulation unit value at beginning of period	$1.20	$1.20	$1.19	$1.14	$1.19	$1.15	$1.13	$1.13	$1.14	$1.14
Accumulation unit value at end of period	$1.20	$1.20	$1.20	$1.19	$1.14	$1.19	$1.15	$1.13	$1.13	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	1,981	2,096	2,681	13,727	7,345	6,207	5,084	3,085	1,544	1,019

The Dreyfus Socially Responsible Growth Fund, Inc., Initial Shares (03/03/2000)
Accumulation unit value at beginning of period	$0.68	$0.69	$0.61	$0.46	$0.72	$0.68	$0.63	$0.62	$0.59	$0.48
Accumulation unit value at end of period	$0.75	$0.68	$0.69	$0.61	$0.46	$0.72	$0.68	$0.63	$0.62	$0.59
Number of accumulation units outstanding at end of period (000 omitted)	145	155	226	259	265	305	318	237	244	135

WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY — PROSPECTUS 59

Variable account charges of 1.70% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

Fidelity® VIP Dynamic Capital Appreciation Portfolio Service Class 2 (05/01/2001)
Accumulation unit value at beginning of period	$1.25	$1.31	$1.13	$0.85	$1.47	$1.40	$1.25	$1.05	$1.06	$0.86
Accumulation unit value at end of period	$1.51	$1.25	$1.31	$1.13	$0.85	$1.47	$1.40	$1.25	$1.05	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	28	30	61	67	72	79	90	82	92	19

Fidelity® VIP High Income Portfolio Service Class 2 (05/01/2001)
Accumulation unit value at beginning of period	$1.62	$1.59	$1.42	$1.01	$1.37	$1.36	$1.25	$1.24	$1.15	$0.92
Accumulation unit value at end of period	$1.82	$1.62	$1.59	$1.42	$1.01	$1.37	$1.36	$1.25	$1.24	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	54	55	90	102	127	159	157	123	186	155

Fidelity® VIP Mid Cap Portfolio Service Class 2 (05/01/2001)
Accumulation unit value at beginning of period	$2.05	$2.34	$1.85	$1.35	$2.27	$2.00	$1.81	$1.56	$1.27	$0.94
Accumulation unit value at end of period	$2.31	$2.05	$2.34	$1.85	$1.35	$2.27	$2.00	$1.81	$1.56	$1.27
Number of accumulation units outstanding at end of period (000 omitted)	1,289	1,684	2,096	12,835	18,330	11,091	7,570	3,100	1,208	722

FTVIPT Franklin Global Real Estate Securities Fund – Class 2 (03/03/2000)
Accumulation unit value at beginning of period	$1.63	$1.76	$1.48	$1.27	$2.23	$2.87	$2.42	$2.17	$1.68	$1.26
Accumulation unit value at end of period	$2.05	$1.63	$1.76	$1.48	$1.27	$2.23	$2.87	$2.42	$2.17	$1.68
Number of accumulation units outstanding at end of period (000 omitted)	141	212	258	622	854	1,179	527	512	421	292

FTVIPT Franklin Income Securities Fund – Class 2 (03/03/2000)
Accumulation unit value at beginning of period	$1.69	$1.68	$1.52	$1.14	$1.65	$1.61	$1.39	$1.39	$1.24	$0.96
Accumulation unit value at end of period	$1.87	$1.69	$1.68	$1.52	$1.14	$1.65	$1.61	$1.39	$1.39	$1.24
Number of accumulation units outstanding at end of period (000 omitted)	817	1,164	1,832	2,044	2,501	3,051	2,743	2,554	2,119	1,118

FTVIPT Franklin Small Cap Value Securities Fund – Class 2 (03/01/2002)
Accumulation unit value at beginning of period	$1.63	$1.72	$1.37	$1.08	$1.63	$1.70	$1.48	$1.38	$1.14	$0.88
Accumulation unit value at end of period	$1.90	$1.63	$1.72	$1.37	$1.08	$1.63	$1.70	$1.48	$1.38	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	96	116	166	194	231	311	300	281	284	75

FTVIPT Franklin Small-Mid Cap Growth Securities Fund – Class 2 (03/03/2000)
Accumulation unit value at beginning of period	$0.59	$0.63	$0.50	$0.36	$0.63	$0.57	$0.54	$0.52	$0.48	$0.35
Accumulation unit value at end of period	$0.64	$0.59	$0.63	$0.50	$0.36	$0.63	$0.57	$0.54	$0.52	$0.48
Number of accumulation units outstanding at end of period (000 omitted)	401	487	738	838	1,058	1,427	1,612	1,719	1,992	1,273

FTVIPT Mutual Shares Securities Fund – Class 2 (03/03/2000)
Accumulation unit value at beginning of period	$1.45	$1.49	$1.36	$1.10	$1.78	$1.75	$1.50	$1.38	$1.25	$1.01
Accumulation unit value at end of period	$1.63	$1.45	$1.49	$1.36	$1.10	$1.78	$1.75	$1.50	$1.38	$1.25
Number of accumulation units outstanding at end of period (000 omitted)	940	1,054	1,353	1,660	1,878	2,787	9,197	2,844	3,112	870

Goldman Sachs VIT Mid Cap Value Fund – Institutional Shares (03/03/2000)
Accumulation unit value at beginning of period	$2.68	$2.91	$2.37	$1.81	$2.93	$2.88	$2.53	$2.28	$1.84	$1.46
Accumulation unit value at end of period	$3.12	$2.68	$2.91	$2.37	$1.81	$2.93	$2.88	$2.53	$2.28	$1.84
Number of accumulation units outstanding at end of period (000 omitted)	1,657	2,277	2,833	10,008	11,967	11,638	9,377	4,128	1,284	550

Goldman Sachs VIT Structured U.S. Equity Fund – Institutional Shares (03/03/2000)
Accumulation unit value at beginning of period	$0.82	$0.80	$0.72	$0.61	$0.98	$1.02	$0.92	$0.87	$0.77	$0.61
Accumulation unit value at end of period	$0.93	$0.82	$0.80	$0.72	$0.61	$0.98	$1.02	$0.92	$0.87	$0.77
Number of accumulation units outstanding at end of period (000 omitted)	262	266	322	468	492	587	636	956	816	519

Invesco V.I. American Franchise Fund, Series I Shares (04/27/2012)
Accumulation unit value at beginning of period	$1.00	—	—	—	—	—	—	—	—	—
Accumulation unit value at end of period	$0.96	—	—	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	81	—	—	—	—	—	—	—	—	—

Invesco V.I. Core Equity Fund, Series I Shares (04/28/2006)
Accumulation unit value at beginning of period	$1.05	$1.07	$0.99	$0.79	$1.15	$1.08	$1.00	—	—	—
Accumulation unit value at end of period	$1.18	$1.05	$1.07	$0.99	$0.79	$1.15	$1.08	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	122	169	269	330	358	424	575	—	—	—

MFS® Investors Trust Series – Initial Class (03/03/2000)
Accumulation unit value at beginning of period	$0.94	$0.98	$0.90	$0.72	$1.09	$1.01	$0.91	$0.86	$0.78	$0.65
Accumulation unit value at end of period	$1.10	$0.94	$0.98	$0.90	$0.72	$1.09	$1.01	$0.91	$0.86	$0.78
Number of accumulation units outstanding at end of period (000 omitted)	184	199	294	363	384	402	403	451	539	354

MFS® Utilities Series – Initial Class (03/03/2000)
Accumulation unit value at beginning of period	$1.44	$1.37	$1.22	$0.93	$1.53	$1.21	$0.94	$0.82	$0.64	$0.48
Accumulation unit value at end of period	$1.60	$1.44	$1.37	$1.22	$0.93	$1.53	$1.21	$0.94	$0.82	$0.64
Number of accumulation units outstanding at end of period (000 omitted)	160	161	181	217	283	580	675	770	912	684

Oppenheimer Global Fund/VA, Service Shares (05/01/2002)
Accumulation unit value at beginning of period	$1.40	$1.56	$1.37	$1.00	$1.71	$1.64	$1.42	$1.27	$1.08	$0.77
Accumulation unit value at end of period	$1.67	$1.40	$1.56	$1.37	$1.00	$1.71	$1.64	$1.42	$1.27	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	279	320	469	582	612	831	683	680	562	136

 60  WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY — PROSPECTUS

Variable account charges of 1.70% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

Oppenheimer Global Strategic Income Fund/VA, Service Shares (05/01/2002)
Accumulation unit value at beginning of period	$1.58	$1.60	$1.41	$1.21	$1.44	$1.34	$1.27	$1.26	$1.18	$1.03
Accumulation unit value at end of period	$1.76	$1.58	$1.60	$1.41	$1.21	$1.44	$1.34	$1.27	$1.26	$1.18
Number of accumulation units outstanding at end of period (000 omitted)	4,137	5,377	6,880	57,951	47,806	44,474	21,466	9,445	2,076	137

Putnam VT Global Health Care Fund – Class IB Shares (05/01/2002)
Accumulation unit value at beginning of period	$1.11	$1.15	$1.14	$0.92	$1.13	$1.15	$1.14	$1.02	$0.97	$0.84
Accumulation unit value at end of period	$1.34	$1.11	$1.15	$1.14	$0.92	$1.13	$1.15	$1.14	$1.02	$0.97
Number of accumulation units outstanding at end of period (000 omitted)	5	7	23	97	123	136	162	175	177	188

Putnam VT International Equity Fund – Class IB Shares (03/03/2000)
Accumulation unit value at beginning of period	$0.60	$0.74	$0.68	$0.56	$1.01	$0.95	$0.75	$0.68	$0.60	$0.47
Accumulation unit value at end of period	$0.72	$0.60	$0.74	$0.68	$0.56	$1.01	$0.95	$0.75	$0.68	$0.60
Number of accumulation units outstanding at end of period (000 omitted)	412	526	877	955	1,134	1,511	1,624	1,716	1,786	1,760

Putnam VT Multi-Cap Growth Fund – Class IB Shares (09/24/2010)
Accumulation unit value at beginning of period	$1.05	$1.13	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.21	$1.05	$1.13	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	59	84	125	—	—	—	—	—	—	—

Variable Portfolio – Partners Small Cap Value Fund (Class 3) (05/01/2002)
Accumulation unit value at beginning of period	$1.50	$1.60	$1.31	$0.98	$1.45	$1.55	$1.31	$1.26	$1.07	$0.79
Accumulation unit value at end of period	$1.68	$1.50	$1.60	$1.31	$0.98	$1.45	$1.55	$1.31	$1.26	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	3,372	4,522	5,828	9,670	11,364	11,900	10,097	9,125	1,935	72

Wells Fargo Advantage VT Index Asset Allocation Fund – Class 2 (03/03/2000)
Accumulation unit value at beginning of period	$1.10	$1.05	$0.95	$0.83	$1.20	$1.13	$1.03	$0.99	$0.92	$0.77
Accumulation unit value at end of period	$1.23	$1.10	$1.05	$0.95	$0.83	$1.20	$1.13	$1.03	$0.99	$0.92
Number of accumulation units outstanding at end of period (000 omitted)	484	566	822	941	1,078	1,784	2,517	2,665	2,740	2,853

Wells Fargo Advantage VT International Equity Fund – Class 2 (07/31/2002)
Accumulation unit value at beginning of period	$1.39	$1.62	$1.41	$1.24	$2.17	$1.92	$1.59	$1.40	$1.20	$0.93
Accumulation unit value at end of period	$1.55	$1.39	$1.62	$1.41	$1.24	$2.17	$1.92	$1.59	$1.40	$1.20
Number of accumulation units outstanding at end of period (000 omitted)	947	1,129	1,408	1,909	1,823	1,770	2,013	1,419	443	326

Wells Fargo Advantage VT Intrinsic Value Fund – Class 2 (03/03/2000)
Accumulation unit value at beginning of period	$1.06	$1.10	$0.98	$0.86	$1.37	$1.36	$1.17	$1.12	$1.03	$0.83
Accumulation unit value at end of period	$1.25	$1.06	$1.10	$0.98	$0.86	$1.37	$1.36	$1.17	$1.12	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	810	1,066	1,342	4,297	1,427	1,795	1,983	2,255	1,615	1,429

Wells Fargo Advantage VT Omega Growth Fund – Class 2 (07/31/2002)
Accumulation unit value at beginning of period	$1.77	$1.91	$1.63	$1.15	$1.61	$1.47	$1.41	$1.39	$1.32	$0.96
Accumulation unit value at end of period	$2.10	$1.77	$1.91	$1.63	$1.15	$1.61	$1.47	$1.41	$1.39	$1.32
Number of accumulation units outstanding at end of period (000 omitted)	2,232	3,097	4,103	2,160	2,719	3,312	3,653	2,474	717	169

Wells Fargo Advantage VT Opportunity Fund – Class 2 (08/26/2011)
Accumulation unit value at beginning of period	$1.05	$1.00	—	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.19	$1.05	—	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	315	395	—	—	—	—	—	—	—	—

Wells Fargo Advantage VT Small Cap Growth Fund – Class 2 (03/03/2000)
Accumulation unit value at beginning of period	$0.56	$0.60	$0.48	$0.32	$0.55	$0.49	$0.41	$0.39	$0.35	$0.25
Accumulation unit value at end of period	$0.59	$0.56	$0.60	$0.48	$0.32	$0.55	$0.49	$0.41	$0.39	$0.35
Number of accumulation units outstanding at end of period (000 omitted)	1,633	1,928	2,412	611	755	924	1,086	1,314	1,371	1,396

Wells Fargo Advantage VT Total Return Bond Fund – Class 2 (03/03/2000)
Accumulation unit value at beginning of period	$1.72	$1.61	$1.53	$1.39	$1.38	$1.33	$1.30	$1.30	$1.26	$1.18
Accumulation unit value at end of period	$1.79	$1.72	$1.61	$1.53	$1.39	$1.38	$1.33	$1.30	$1.30	$1.26
Number of accumulation units outstanding at end of period (000 omitted)	3,237	3,996	5,466	11,055	11,176	16,465	11,634	3,551	990	627

WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY — PROSPECTUS 61

Table of Contents of the Statement of Additional Information

Calculating Annuity Payouts	p. 3

Rating Agencies	p. 4

Revenues Received During Calendar Year 2012	p. 4

Principal Underwriter	p. 5

Independent Registered Public Accounting Firms	p. 5

Condensed Financial Information (Unaudited)	p. 6

Financial Statements

 62  WELLS FARGO ADVANTAGE BUILDER VARIABLE ANNUITY — PROSPECTUS

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This page is not part of the prospectus.

RiverSource Life Insurance Company
829 Ameriprise Financial Center
Minneapolis, MN 55474
1-800-333-3437

RiverSource Distributors, Inc. (Distributor), Member FINRA.
Insurance and annuity products are issued by RiverSource Life Insurance Company.

©2008-2013 RiverSource Life Insurance Company. All rights reserved.
44224 W (4/13)

Prospectus

April 29, 2013

RiverSource®

Pinnacle Variable Annuity

INDIVIDUAL FLEXIBLE PREMIUM DEFERRED COMBINATION FIXED/VARIABLE ANNUITY

Issued by:	RiverSource Life Insurance Company (RiverSource Life)

829 Ameriprise Financial Center
Minneapolis, MN 55474
Telephone: 1-800-333-3437
(Corporate Office)
RiverSource Variable Annuity Account/RiverSource MVA Account

New contracts are not currently being offered.

This prospectus contains information that you should know before investing. Prospectuses are also available for:

•	Columbia Funds Variable Series Trust II
•	Fidelity® Variable Insurance Products – Service Class
•	Franklin® Templeton® Variable Insurance Products Trust (FTVIPT) – Class 2
•	Invesco Variable Insurance Funds
•	MFS® Variable Insurance Trustsm
•	Putnam Variable Trust – Class IB Shares

Please read the prospectuses carefully and keep them for future reference.

The Securities and Exchange Commission (SEC) has not approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

An investment in this contract is not a deposit of a bank or financial institution and is not insured or guaranteed by the Federal Deposit Insurance Corporation (FDIC) or any other government agency. An investment in this contract involves investment risk including the possible loss of principal.

A Statement of Additional Information (SAI), dated the same date as this prospectus, is incorporated by reference into this prospectus. It is filed with the SEC and is available without charge by contacting RiverSource Life at the telephone number and address listed above. The table of contents of the SAI is on the last page of this prospectus. The SEC maintains an Internet site. This prospectus, the SAI and other information about the product are available on the EDGAR Database on the SEC’s Internet site at (http://www.sec.gov).

Variable annuities are insurance products that are complex investment vehicles. Before you invest, be sure to ask your investment professional about the variable annuity’s features, benefits, risks and fees, and whether the variable annuity is appropriate for you, based upon your financial situation and objectives.

State variations are covered in a special contract form used in that state. This prospectus provides a general description of the contract. Your actual contract and any riders or endorsements are the controlling documents.

RiverSource Life has not authorized any person to give any information or to make any representations regarding the contract other than those contained in this prospectus or the Fund prospectuses. Do not rely on any such information or representations.

RiverSource Life offers several different annuities which your investment professional may or may not be authorized to offer to you. Each annuity has different features and benefits that may be appropriate for you based on your financial situation and needs, your age and how you intend to use the annuity. The different features and benefits may include the investment and fund manager options, variations in interest rate amount and guarantees, credits, withdrawal charge schedules and access to annuity account values. The fees and charges may also be different between each annuity.

RIVERSOURCE PINNACLE VARIABLE ANNUITY — PROSPECTUS 1

 2  RIVERSOURCE PINNACLE VARIABLE ANNUITY — PROSPECTUS

Key Terms

These terms can help you understand details about your contract.

Accumulation unit: A measure of the value of each subaccount before annuity payouts begin.

Annuitant: The person or persons on whose life or life expectancy the annuity payouts are based.

Annuity payouts: An amount paid at regular intervals under one of several plans.

Assumed investment rate: The rate of return we assume your investments will earn when we calculate your initial annuity payout amount using the annuity table in your contract. The standard assumed investment rate we use is 5% but you may request we substitute an assumed investment rate of 3.5%.

Beneficiary: The person you designate to receive benefits in case of the owner’s or annuitant’s death while the contract is in force.

Close of business: The time the New York Stock Exchange (NYSE) closes (4 p.m. Eastern time unless the NYSE closes earlier).

Code: The Internal Revenue Code of 1986, as amended.

Contract: A deferred annuity contract that permits you to accumulate money for retirement by making one or more purchase payments. It provides for lifetime or other forms of payouts beginning at a specified time in the future.

Contract value: The total value of your contract before we deduct any applicable charges.

Contract year: A period of 12 months, starting on the effective date of your contract and on each anniversary of the effective date.

Funds: Investment options under your contract. You may allocate your purchase payments into subaccounts investing in shares of the funds.

Good order: We cannot process your transaction request relating to the contract until we have received the request in good order at our corporate office. “Good order” means the actual receipt of the requested transaction in writing, along with all information, forms and supporting legal documentation necessary to effect the transaction. To be in “good order,” your instructions must be sufficiently clear so that we do not need to exercise any discretion to follow such instructions. This information and documentation generally includes your completed request; the contract number; the transaction amount (in dollars); the names of and allocations to and/or from the subaccounts and the fixed account affected by the requested transaction; the signatures of all contract owners, exactly as registered on the contract, if necessary; Social Security Number or Taxpayer Identification Number; and any other information, forms or supporting documentation that we may require. With respect to purchase requests, “good order” also generally includes receipt of sufficient payment by us to effect the purchase. We may, in our sole discretion, determine whether any particular transaction request is in good order, and we reserve the right to change or waive any good order requirements at any time.

Guarantee Period: The number of successive 12-month periods that a guaranteed interest rate is credited.

Guarantee Period Accounts (GPAs): A nonunitized separate account to which you may allocate purchase payments or transfer contract value of at least $1,000. These accounts have guaranteed interest rates for guarantee periods we declare when you allocate purchase payments or transfer contract value to a GPA. These guaranteed rates and periods of time may vary by state. Unless an exception applies, transfers or withdrawals from a GPA done more than 30 days before the end of the guarantee period will receive a market value adjustment, which may result in a gain or loss of principal.

Market Value Adjustment (MVA): A positive or negative adjustment assessed if any portion of a Guarantee Period Account is withdrawn or transferred more than 30 days before the end of its guarantee period.

One-year fixed account: An account to which you may make allocations. Amounts you allocate to this account earn interest at rates that we declare periodically.

Owner (you, your): The person or persons identified in the contract as owner(s) of the contract, who has or have the right to control the contract (to decide on investment allocations, transfers, payout options, etc.). Usually, but not always, the owner is also the annuitant. During the owner’s life, the owner is responsible for taxes, regardless of whether he or she receives the contract’s benefits. When the contract is owned by a revocable trust, the annuitant selected should be the grantor of the trust to assure compliance with Section 72(s) of the Code.

Qualified annuity: A contract that you purchase to fund one of the following tax-deferred retirement plans that is subject to applicable federal law and any rules of the plan itself:

•	Individual Retirement Annuities (IRAs) including inherited IRAs under Section 408(b) of the Code

RIVERSOURCE PINNACLE VARIABLE ANNUITY — PROSPECTUS 3

•	Roth IRAs including inherited Roth IRAs under Section 408A of the Code

•	SIMPLE IRAs under Section 408(p) of the Code

•	Simplified Employee Pension (SEP) plans under Section 408(k) of the Code

•	Tax-Sheltered Annuity (TSA) rollovers under Section 403(b) of the Code

A qualified annuity will not provide any necessary or additional tax deferral if it is used to fund a retirement plan that is already tax-deferred.

All other contracts are considered nonqualified annuities.

Retirement date: The date when annuity payouts are scheduled to begin.

Rider effective date: The date a rider becomes effective as stated in the rider.

RiverSource Life: In this prospectus, “we,” “us,” “our” and “RiverSource Life” refer to RiverSource Life Insurance Company.

Valuation date: Any normal business day, Monday through Friday, on which the NYSE is open, up to the close of business. At the close of business, the next valuation date begins. We calculate the accumulation unit value of each subaccount on each valuation date. If we receive your purchase payment or any transaction request (such as a transfer or withdrawal request) in good order at our corporate office before the close of business, we will process your payment or transaction using the accumulation unit value we calculate on the valuation date we received your payment or transaction request. On the other hand, if we receive your purchase payment or transaction request in good order at our corporate office at or after the close of business, we will process your payment or transaction using the accumulation unit value we calculate on the next valuation date. If you make a transaction request by telephone (including by fax), you must have completed your transaction by the close of business in order for us to process it using the accumulation unit value we calculate on that valuation date. If you were not able to complete your transaction before the close of business for any reason, including telephone service interruptions or delays due to high call volume, we will process your transaction using the accumulation unit value we calculate on the next valuation date.

Variable account: Consists of separate subaccounts to which you may allocate purchase payments; each invests in shares of one fund. The value of your investment in each subaccount changes with the performance of the particular fund.

Withdrawal value: The amount you are entitled to receive if you make a full withdrawal from your contract. It is the contract value minus any applicable charges.

 4  RIVERSOURCE PINNACLE VARIABLE ANNUITY — PROSPECTUS

The Contract in Brief

Purpose: The purpose of the contract is to allow you to accumulate money for retirement. You do this by making one or more purchase payments. You may allocate your purchase payments to the GPAs, one-year fixed account and/or subaccounts under the contract. These accounts, in turn, may earn returns that increase the value of the contract. If the contract value goes to zero due to underlying fund’s performance or deduction of fees, the contract will no longer be in force and the contract (including any death benefit riders) will terminate. Beginning at a specified time in the future called the retirement date, the contract provides lifetime or other forms of payout of your contract value (less any applicable premium tax). It may not be advantageous for you to purchase this contract as a replacement for, or in addition to, an existing annuity contract or life insurance policy.

It may have not been advantageous for you to purchase this contract in exchange for, or in addition to, an existing annuity or life insurance policy. Generally, you can exchange one annuity for another or for a long-term care policy in a “tax-free” exchange under Section 1035 of the Code. You can also do a partial exchange from one annuity contract to another annuity contract, subject to Internal Revenue Service (“IRS”) rules. You also generally can exchange a life insurance policy for an annuity. However, before making an exchange, you should compare both contracts carefully because the features and benefits may be different. Fees and charges may be higher or lower on your old contract than on this contract. You may have to pay a withdrawal charge when you exchange out of your old contract and a new withdrawal charge period will begin when you exchange into this contract. If the exchange does not qualify for Section 1035 treatment, you also may have to pay federal income tax on the distribution. State income taxes may also apply. You should not exchange your old contract for this contract, or buy this contract in addition to your old contract, unless you determine it is in your best interest. (See “Taxes-1035 Exchanges”.)

Tax-deferred retirement plans: Most annuities have a tax-deferred feature. So do many retirement plans under the Code. As a result, when you use a qualified annuity to fund a retirement plan that is tax-deferred, your contract will not provide any necessary or additional tax deferral for that retirement plan. A qualified annuity has features other than tax deferral that may help you reach your retirement goals. In addition, the Code subjects retirement plans to required withdrawals triggered at a certain age. These mandatory withdrawals are called required minimum distributions (“RMDs”). RMDs may reduce the value of certain death benefits and optional riders (see “Taxes — Qualified Annuities — Required Minimum Distributions”). You should consult your tax advisor before you purchase the contract as a qualified annuity for an explanation of the tax implications to you.

Accounts: Generally, you may allocate your purchase payments among the:

•	subaccounts, each of which invests in a fund with a particular investment objective. The value of each subaccount varies with the performance of the particular fund in which it invests. We cannot guarantee that the value at the retirement date will equal or exceed the total purchase payments you allocate to the subaccounts. (See “The Variable Account and the Funds”).

•	GPAs which earn interest at rates declared when you make an allocation to that account. The required minimum investment in each GPA is $1,000. These accounts may not be available in all states. (See “The Guarantee Period Accounts (GPAs)”)

•	one-year fixed account, which earns interest at rates that we adjust periodically. There may be restrictions on the timing of transfers from this account. (See “The One-Year Fixed Account”)

Buying a contract: We no longer offer new contracts. However, you have the option of making additional purchase payments to your contract. Some states have time limitations for making additional payments. (See “Buying Your Contract”)

Transfers: Subject to certain restrictions, you currently may redistribute your contract value among the accounts without charge at any time until annuity payouts begin, and once per contract year among the subaccounts after annuity payouts begin. Transfers out of the GPAs done more than 30 days before the end of the guarantee period will be subject to a MVA, unless the transfer is an automated transfer from the two-year GPA as part of a dollar-cost averaging program or an interest sweep strategy. You may establish automated transfers among the accounts. GPAs and one-year fixed account transfers are subject to special restrictions. (See “Making the Most of Your Contract — Transferring Among Accounts”)

Withdrawals: You may withdraw all or part of your contract value at any time before the retirement date. You also may establish automated partial withdrawals. Withdrawals may be subject to charges and tax penalties (including a 10% IRS penalty that may apply if you make withdrawals prior to your reaching age 59 1/2) and may have other tax consequences. Certain other restrictions may apply. (See “Withdrawals”)

Optional benefits: This contract offers optional features that are available for additional charges if you meet certain criteria. (See “Optional Benefits”)

RIVERSOURCE PINNACLE VARIABLE ANNUITY — PROSPECTUS 5

Benefits in case of death: If you or the annuitant die before annuity payouts begin, we will pay the beneficiary an amount at least equal to the contract value. (see “Benefits in Case of Death”)

Annuity payouts: You can apply your contract value, after reflecting any adjustments, to an annuity payout plan that begins on the retirement date. You may choose from a variety of plans to make sure that payouts continue as long as you like. The payout schedule must meet IRS requirements. We can make payouts on a fixed or variable basis, or both. During the annuity payout period, your choices for subaccounts may be limited. The GPAs are not available during the payout period. (See “The Annuity Payout Period”).

Taxes: Generally, income earned on your contract value grows tax-deferred until you make withdrawals or begin to receive payouts. (Under certain circumstances, IRS penalty taxes may apply.) The tax treatment of qualified and non-qualified annuities differs. Even if you direct payouts to someone else, you will be taxed on the income if you are the owner. (See “Taxes”).

 6  RIVERSOURCE PINNACLE VARIABLE ANNUITY — PROSPECTUS

Expense Summary

The following tables describe the fees and expenses that you will pay when buying, owning and making a withdrawal from the contract. The first table describes the fees and expenses that you paid at the time that you bought the contract and will pay when you make a withdrawal from the contract. State premium taxes also may be deducted.

CONTRACT OWNER TRANSACTION EXPENSES

Withdrawal charge

(Contingent deferred sales charge as a percentage of purchase payments withdrawn)

Years from purchase	Withdrawal charge
payment receipt	percentage

1	8%

2	8

3	7

4	6

5	5

6	4

7	2

Thereafter	0

Withdrawal charge under Annuity Payout Plan E — Payouts for a specified period: If you are receiving variable annuity payments under this annuity payout plan, you can choose to take a withdrawal. The amount that you can withdraw is the present value of any remaining variable payouts. The discount rate we use in the calculation will be 5.17% for the assumed investment return of 3.5% and 6.67% for the assumed investment return of 5.0%. The withdrawal charge equals the present value of the remaining payouts using the assumed investment return minus the present value of the remaining payouts using the discount rate. (See “Charges — Withdrawal Charge” and “The Annuity Payout Period — Annuity Payout Plans.”)

The next two tables describe the fees and expenses that you will pay periodically during the time that you own the contract, not including fund fees and expenses.

ANNUAL VARIABLE ACCOUNT EXPENSES
(As a percentage of average daily subaccount value.)

The death benefit you select determines the fees you pay.

	ROP Death Benefit	MAV Death Benefit

Variable account administrative charge	0.15%	0.15%

Mortality and expense risk fee	1.00	1.10

Total annual variable account expenses	1.15%	1.25%

OTHER ANNUAL EXPENSES

Annual contract administrative charge	$30

(We will waive this charge when your contract value is $50,000 or more on the current contract anniversary.)

Benefit Protector Death Benefit Rider (Benefit Protector) fee	0.25%*

(As a percentage of the contract value charged annually on the contract anniversary.)

Benefit Protector Plus Death Benefit Rider (Benefit Protector Plus) fee	0.40%*

(As a percentage of the contract value charged annually on the contract anniversary.)

*	This fee applies only if you elect this optional feature.

RIVERSOURCE PINNACLE VARIABLE ANNUITY — PROSPECTUS 7

ANNUAL OPERATING EXPENSES OF THE FUNDS
The next two tables describe the operating expenses of the funds that you may pay periodically during the time that you own the contract. These operating expenses are for the fiscal year ended Dec. 31, 2012, unless otherwise noted. The first table shows the minimum and maximum total operating expenses charged by the funds. The second table shows the total operating expenses charged by each fund. More detail concerning each fund’s fees and expenses is contained in the prospectus for each fund.

Minimum and maximum annual operating expenses for the funds

(Including management fee, distribution and/or service (12b-1) fees and other expenses)(1)

	Minimum	Maximum

Total expenses before fee waivers and/or expense reimbursements	0.60%	1.14%

(1)	Each fund deducts management fees and other expenses from fund assets. Fund assets include amounts you allocate to a particular fund. Funds may also charge 12b-1 fees that are used to finance any activity that is primarily intended to result in the sale of fund shares. Because 12b-1 fees are paid out of fund assets on an ongoing basis, you may pay more if you select subaccounts investing in funds that have adopted 12b-1 plans than if you select subaccounts investing in funds that have not adopted 12b-1 plans. The fund or the fund’s affiliates may pay us or our affiliates for promoting and supporting the offer, sale and servicing of fund shares. In addition, the fund’s distributor and/or investment adviser, transfer agent or their affiliates may pay us or our affiliates for various services we or our affiliates provide. The amount of these payments will vary by fund and may be significant. See “The Variable Account and the Funds” for additional information, including potential conflicts of interest these payments may create. For a more complete description of each fund’s fees and expenses and important disclosure regarding payments the fund and/or its affiliates make, please review the fund’s prospectus and SAI.

Total annual operating expenses for each fund*

(Before fee waivers and/or expense reimbursements, if applicable, as a percentage of average daily net assets)

				Acquired fund	Gross total
	Management	12b-1	Other	fees and	annual
Fund name**	fees	fees	expenses	expenses***	expenses

Columbia Variable Portfolio – Balanced Fund (Class 3)	0.64%	0.13%	0.15%	—%	0.92%

Columbia Variable Portfolio – Cash Management Fund (Class 3)	0.33	0.13	0.14	—	0.60	(1)

Columbia Variable Portfolio – Diversified Bond Fund (Class 3)	0.41	0.13	0.13	—	0.67

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3)**	0.57	0.13	0.12	—	0.82

Columbia Variable Portfolio – High Yield Bond Fund (Class 3)	0.58	0.13	0.17	—	0.88	(1)

Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3)**	0.66	0.13	0.14	0.01	0.94

Columbia Variable Portfolio – Select Smaller-Cap Value Fund (Class 3)	0.79	0.13	0.22	—	1.14	(1)

Fidelity® VIP Balanced Portfolio Service Class	0.41	0.10	0.16	0.01	0.68

Fidelity® VIP Growth & Income Portfolio Service Class	0.46	0.10	0.13	—	0.69

Fidelity® VIP Growth Portfolio Service Class	0.56	0.10	0.10	—	0.76

Fidelity® VIP Mid Cap Portfolio Service Class	0.56	0.10	0.09	—	0.75

FTVIPT Franklin Small Cap Value Securities Fund – Class 2	0.51	0.25	0.16	—	0.92

FTVIPT Franklin Small-Mid Cap Growth Securities Fund – Class 2	0.51	0.25	0.29	—	1.05

FTVIPT Mutual Shares Securities Fund – Class 2	0.60	0.25	0.11	—	0.96

FTVIPT Templeton Foreign Securities Fund – Class 2	0.64	0.25	0.15	—	1.04

Invesco V.I. American Franchise Fund, Series I Shares**	0.68	—	0.30	—	0.98	(2)

Invesco V.I. Core Equity Fund, Series I Shares	0.61	—	0.29	—	0.90

MFS® Investors Trust Series – Initial Class	0.75	—	0.07	—	0.82

MFS® New Discovery Series – Initial Class	0.90	—	0.07	—	0.97

MFS® Total Return Series – Initial Class	0.75	—	0.05	—	0.80	(3)

MFS® Utilities Series – Initial Class	0.74	—	0.08	—	0.82

Putnam VT Growth and Income Fund – Class IB Shares	0.49	0.25	0.14	—	0.88

Putnam VT Income Fund – Class IB Shares	0.41	0.25	0.19	—	0.85

Putnam VT International Equity Fund – Class IB Shares	0.71	0.25	0.18	—	1.14

Putnam VT Multi-Cap Growth Fund – Class IB Shares	0.57	0.25	0.15	—	0.97

*	The Funds provided the information on their expenses and we have not independently verified the information.

**	The previous fund names can be found in “The Variable Account and the Funds” section of the prospectus.

***	Includes fees and expenses incurred indirectly by the Fund as a result of its investment in other investment companies (also referred to as acquired funds).

(1)	Columbia Management Investment Advisers, LLC and certain of its affiliates have contractually agreed to waive and/or to reimburse expenses (excluding certain fees and expenses, such as transaction costs and certain other investment related expenses, interest, taxes, acquired fund fees and expenses, and extraordinary expenses)

 8  RIVERSOURCE PINNACLE VARIABLE ANNUITY — PROSPECTUS

until April 30, 2014, unless sooner terminated at the sole discretion of the Fund’s Board of Trustees. Under this agreement, the Fund’s net operating expenses, subject to applicable exclusions, will not exceed the annual rate of 0.575% for Columbia Variable Portfolio – Cash Management Fund (Class 3), 0.845% for Columbia Variable Portfolio – High Yield Bond Fund (Class 3) and 1.055% for Columbia Variable Portfolio – Select Smaller-Cap Value Fund (Class 3),

(2)	The Adviser has contractually agreed, through at least June 30, 2014, to waive advisory fees and/or reimburse expenses of Series I shares to the extent necessary to limit total annual fund operating expenses after fee waivers and/or expense reimbursements (excluding interest, taxes, dividend expense on short sales, extraordinary or non-routine items, including litigation expenses and expenses that the Fund has incurred but did not actually pay because of an expense offset arrangement) of Series I shares to 0.90% of average daily net assets. Unless the Board of Trustees and Invesco Advisers, Inc. mutually agree to amend or continue the fee waiver agreement, it will terminate on June 30, 2014.

(3)	Massachusetts Financial Services Company has agreed in writing to reduce its management fee to 0.70% of the fund’s average daily net assets annually in excess of $1 billion and 0.65% of the fund’s average daily net assets annually in excess of $2.5 billion to $3 billion. This written agreement will remain in effect until modified by the fund’s Board of Trustees, but such agreement will continue until at least April 30, 2014. After fee waivers, net expenses would be 0.77%.

RIVERSOURCE PINNACLE VARIABLE ANNUITY — PROSPECTUS 9

Examples
These examples are intended to help you compare the cost of investing in these contracts with the cost of investing in other variable annuity contracts. These costs include your transaction expenses, contract administrative charges(1), variable account annual expenses and fund fees and expenses.

These examples assume that you invest $10,000 in the contract for the time periods indicated. These examples also assume that your investment has a 5% return each year.

Maximum Expenses. This example assumes the most expensive combination of contract features and benefits and the maximum fees and expenses of any of the funds before fee waivers and/or expense reimbursements. It assumes that you selected the MAV death benefit and the optional Benefit Protector Plus. Although your actual costs may be lower, based on these assumptions your costs would be:

If you do not withdraw your contract
If you withdraw your contract				or if you select an annuity payout plan
at the end of the applicable time period:				at the end of the applicable time period:
1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years

$1,116	$1,664	$2,134	$3,411	$316	$964	$1,634	$3,411

Minimum Expenses. This example assumes the least expensive combination of contract features and benefits and the minimum fees and expenses of any of the funds before fee waivers and/or expense reimbursements. It assumes that you selected the optional ROP death benefit and you do not select any optional benefits. Although your actual costs may be higher, based on these assumptions your costs would be:

If you do not withdraw your contract
If you withdraw your contract				or if you select an annuity payout plan
at the end of the applicable time period:				at the end of the applicable time period:
1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years

$1,009	$1,344	$1,601	$2,350	$209	$644	$1,101	$2,350

(1)	In these examples, the contract administrative charge is $30.

 10  RIVERSOURCE PINNACLE VARIABLE ANNUITY — PROSPECTUS

Condensed Financial Information

You can find unaudited condensed financial information for the subaccounts representing the lowest and highest total annual variable account expense combinations in the Appendix.

Financial Statements

You can find our audited financial statements and the audited financial statements of the divisions, which are comprised of subaccounts, in the SAI. The SAI does not include audited financial statements for divisions that are new (if any) and have no activity as of the financial statements date.

The Variable Account and the Funds

Variable Account. The variable account was established under Indiana law on July 15, 1987, and the subaccounts are registered together as a single unit investment trust under the Investment Company Act of 1940 (the 1940 Act). This registration does not involve any supervision of our management or investment practices and policies by the SEC. All obligations arising under the contracts are general obligations of RiverSource Life.

The variable account meets the definition of a separate account under federal securities laws. We credit or charge income, capital gains and capital losses of each subaccount only to that subaccount. State insurance law prohibits us from charging a subaccount with liabilities of any other subaccount or of our general business. The variable account includes other subaccounts that are available under contracts that are not described in this prospectus.

Although the IRS has issued some guidance on investor control, the U.S. Treasury and the IRS may continue to examine this aspect of variable contracts and provide additional guidance on investor control. At this time, we do not know what the additional guidance will be or when action will be taken. We reserve the right to modify the contract, as necessary, so that the owner will not be subject to current taxation as the owner of the subaccount assets.

We intend to comply with all federal tax laws so that the contract continues to qualify as an annuity for federal income tax purposes. We reserve the right to modify the contract as necessary to comply with any new tax laws.

The Funds. This contract currently offers subaccounts investing in shares of the funds listed in the table below.

•	Investment objectives: The investment managers and advisers cannot guarantee that the funds will meet their investment objectives. Please read the funds’ prospectuses for facts you should know before investing. These prospectuses are available by contacting us at the address or telephone number on the first page of this prospectus.

•	Fund name and management: A fund underlying your contract in which a subaccount invests may have a name, portfolio manager, objectives, strategies and characteristics that are the same or substantially similar to those of a publicly-traded retail mutual fund. Despite these similarities, an underlying fund is not the same as any publicly-traded retail mutual fund. Each underlying fund will have its own unique portfolio holdings, fees, operating expenses and operating results. The results of each underlying fund may differ significantly from any publicly-traded retail mutual fund.

•	Eligible purchasers: All funds are available to serve as the underlying investments for variable annuities and variable life insurance policies. The funds are not available to the public (see “Fund Name and Management” above). Some funds also are available to serve as investment options for tax-deferred retirement plans. It is possible that in the future for tax, regulatory or other reasons, it may be disadvantageous for variable annuity accounts and variable life insurance accounts and/or tax-deferred retirement plans to invest in the available funds simultaneously. Although we and the funds’ providers do not currently foresee any such disadvantages, the boards of directors or trustees of each fund will monitor events in order to identify any material conflicts between annuity owners, policy owners and tax-deferred retirement plans and to determine what action, if any, should be taken in response to a conflict. If a board were to conclude that it should establish separate fund providers for the variable annuity, variable life insurance and tax-deferred retirement plan accounts, you would not bear any expenses associated with establishing separate funds. Please refer to the funds’ prospectuses for risk disclosure regarding simultaneous investments by variable annuity, variable life insurance and tax-deferred retirement plan accounts. Each fund intends to comply with the diversification requirements under Section 817(h) of the Code.

•	Asset allocation programs may impact fund performance: Asset allocation programs in general may negatively impact the performance of an underlying fund. Even if you do not participate in an asset allocation program, a fund in which your subaccount invests may be impacted if it is included in an asset allocation program. Rebalancing or reallocation under the terms of the asset allocation program may cause a fund to lose money if it must sell large amounts of securities to meet a redemption request. These losses can be greater if the fund holds securities that are not as liquid as others, for example, various types of bonds, shares of smaller companies and securities of foreign issuers. A fund may also experience higher

RIVERSOURCE PINNACLE VARIABLE ANNUITY — PROSPECTUS 11

expenses because it must sell or buy securities more frequently than it otherwise might in the absence of asset allocation program rebalancing or reallocations. Because asset allocation programs include periodic rebalancing and may also include reallocation, these effects may occur under any asset allocation program we offer or under asset allocation programs used in conjunction with the contracts and plans of other eligible purchasers of the funds.

•	Funds available under the contract: We seek to provide a broad array of underlying funds taking into account the fees and charges imposed by each fund and the contract charges we impose. We select the underlying funds in which the subaccounts initially invest and when there is substitution (see “Substitution of Investments”). We also make all decisions regarding which funds to retain in a contract, which funds to add to a contract and which funds will no longer be offered in a contract. In making these decisions, we may consider various objective and subjective factors. Objective factors include, but are not limited to fund performance, fund expenses, classes of fund shares available, size of the fund and investment objectives and investing style of the fund. Subjective factors include, but are not limited to, investment sub-styles and process, management skill and history at other funds and portfolio concentration and sector weightings. We also consider the levels and types of revenue including, but not limited to, expense payments and non-cash compensation a fund, its distributor, investment adviser, subadviser, transfer agent or their affiliates pay us and our affiliates. This revenue includes, but is not limited to compensation for administrative services provided with respect to the fund and support of marketing and distribution expenses incurred with respect to the fund.

•	Revenue we receive from the funds may create potential conflicts of interest: We or our affiliates receive from each of the funds, or the funds’ affiliates, varying levels and types of revenue, including but not limited to expense payments and non-cash compensation. The amount of this revenue and how it is computed varies by fund, may be significant and may create potential conflicts of interest. The greatest amount and percentage of revenue we and our affiliates receive comes from assets allocated to subaccounts investing in the funds that are managed by our affiliates Columbia Management Investment Advisers, LLC (Columbia Management Investment Advisers) or Columbia Wanger Asset Management, LLC (Columbia Wanger Asset Management) (affiliated funds). Employee compensation and operating goals at all levels are tied to the success of Ameriprise Financial, Inc. and its affiliates, including us. Certain employees may receive higher compensation and other benefits based, in part, on contract values that are invested in the affiliated funds. We or our affiliates receive revenue which ranges up to 0.69% of the average daily net assets invested in the underlying funds through this and other contracts we and our affiliate issue. We or our affiliates may also receive revenue which ranges up to 0.04% of aggregate, net or anticipated sales of underlying funds through this and other contracts we and our affiliate issue. Please see the SAI for a table that ranks the underlying funds according to total dollar amounts they and their affiliates paid us or our affiliates in the prior calendar year.

Expense payments, non-cash compensation and other forms of revenue may influence recommendations your investment professional makes regarding whether you should invest in the contract and whether you should allocate purchase payments or contract value to a subaccount that invests in a particular fund (see “About the Service Providers”).

The revenue we or our affiliates receive from a fund or its affiliates is in addition to revenue we receive from the charges you pay when buying, owning and making a withdrawal from the contract (see “Expense Summary”). However, the revenue we or our affiliates receive from a fund or its affiliates may come, at least in part, from the fund’s fees and expenses you pay indirectly when you allocate contract value to the subaccount that invests in that fund.

•	Why revenues are paid to us: In accordance with applicable laws, regulations and the terms of the agreements under which such revenue is paid, we or our affiliates may receive these revenues including, but not limited to expense payments and non-cash compensation for various purposes:

•	Compensating, training and educating investment professionals who sell the contracts.

•	Granting access to our employees whose job it is to promote sales of the contracts by authorized selling firms and their investment professionals, and granting access to investment professionals of our affiliated selling firms.

•	Activities or services we or our affiliates provide that assist in the promotion and distribution of the contracts including promoting the funds available under the contracts to prospective and existing contract owners, authorized selling firms and investment professionals.

•	Providing sub-transfer agency and shareholder servicing to contract owners.

•	Promoting, including and/or retaining the fund’s investment portfolios as underlying investment options in the contracts.

•	Advertising, printing and mailing sales literature, and printing and distributing prospectuses and reports.

•	Furnishing personal services to contract owners, including education of contract owners, answering routine inquiries regarding a fund, maintaining accounts or providing such other services eligible for service fees as defined under the rules of the Financial Industry Regulatory Authority (FINRA).

•	Subaccounting, transaction processing, recordkeeping and administration.

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•	Sources of revenue received from affiliated funds: The affiliated funds are managed by Columbia Management Investment Advisers or Columbia Wanger Asset Management. The sources of revenue we receive from these affiliated funds, or from affiliates of these funds, may include, but are not necessarily limited to, the following:

•	Assets of the fund’s adviser and transfer agent or an affiliate. The revenue resulting from these sources may be based either on a percentage of average daily net assets of the fund or on the actual cost of certain services we provide with respect to the fund. We may receive this revenue either in the form of a cash payment or it may be allocated to us.

•	Compensation paid out of 12b-1 fees that are deducted from fund assets and disclosed in the “12b-1 fees” column of the “Annual Operating Expenses of the Funds” table.

•	Sources of revenue received from unaffiliated funds: The unaffiliated funds are not managed by an affiliate of ours. The sources of revenue we receive from these unaffiliated funds, or the funds’ affiliates, may include, but are not necessarily limited to, the following:

•	Assets of the fund’s adviser, subadviser, transfer agent or an affiliate of these and assets of the fund’s distributor or an affiliate. The revenue resulting from these sources usually is based on a percentage of average daily net assets of the fund but there may be other types of payment arrangements.

•	Compensation paid out of 12b-1 fees that are deducted from fund assets and disclosed in the “12b-1 fees” column of the “Annual Operating Expenses of the Funds” table.

RIVERSOURCE PINNACLE VARIABLE ANNUITY — PROSPECTUS 13

You may allocate purchase payments and transfers to any or all of the subaccounts of the variable account that invest in shares of the following funds:

Investing In	Investment Objective and Policies	Investment Adviser
Columbia Variable Portfolio – Balanced Fund (Class 3)	Seeks maximum total investment return through a combination of capital growth and current income.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Cash Management Fund (Class 3)	Seeks maximum current income consistent with liquidity and stability of principal.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Diversified Bond Fund (Class 3)	Seeks high level of current income while attempting to conserve the value of the investment for the longest period of time.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3) (previously Columbia Variable Portfolio – Diversified Equity Income Fund (Class 3))	Seeks high level of current income and, as a secondary goal, steady growth of capital.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – High Yield Bond Fund (Class 3)	Seeks high current income, with capital growth as a secondary objective.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3) (previously Columbia Variable Portfolio – Dynamic Equity Fund (Class 3))	Seeks capital appreciation.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Select Smaller-Cap Value Fund (Class 3)	Seeks long-term capital growth.	Columbia Management Investment Advisers, LLC

Fidelity® VIP Balanced Portfolio Service Class	Seeks income and capital growth consistent with reasonable risk. Invests approximately 60% of assets in stocks and other equity securities and the remainder in bonds and other debt securities, including lower-quality debt securities, when its outlook is neutral. Invests at least 25% of total assets in fixed-income senior securities (including debt securities and preferred stock). The fund invests in domestic and foreign issuers.	Fidelity Management & Research Company (FMR) is the fund’s manager. Fidelity Investments Money Management, Inc. (FIMM), FMR Co., Inc. (FMRC), and other investment advisers serve as sub-advisers for the fund.

Fidelity® VIP Growth & Income Portfolio Service Class	Seeks high total return through a combination of current income and capital appreciation. Normally invests a majority of assets in common stocks with a focus on those that pay current dividends and show potential for capital appreciation. Invests in domestic and foreign issuers. The Fund invests in either “growth” stocks or “value” stocks or both.	Fidelity Management & Research Company (FMR) is the fund’s manager. FMR Co., Inc. (FMRC) and other investment advisers serve as sub-advisers for the fund.

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Investing In	Investment Objective and Policies	Investment Adviser
Fidelity® VIP Growth Portfolio Service Class	Seeks to achieve capital appreciation. Normally invests primarily in common stocks. Invests in companies that it believes have above-average growth potential (stocks of these companies are often called “growth” stocks). The Fund invests in domestic and foreign issuers.	Fidelity Management & Research Company (FMR) is the fund’s manager. FMR Co., Inc. (FMRC) and other investment advisers serve as sub-advisers for the fund.

Fidelity® VIP Mid Cap Portfolio Service Class	Seeks long-term growth of capital. Normally invests primarily in common stocks. Normally invests at least 80% of assets in securities of companies with medium market capitalizations. May invest in companies with smaller or larger market capitalizations. Invests in domestic and foreign issuers. The Fund invests in either “growth” or “value” common stocks or both.	Fidelity Management & Research Company (FMR) is the fund’s manager. FMR Co., Inc. (FMRC) and other investment advisers serve as sub-advisers for the fund.

FTVIPT Franklin Small Cap Value Securities Fund – Class 2	Seeks long-term total return. Under normal market conditions, the fund invests at least 80% of its net assets in investments of small capitalization companies.	Franklin Advisory Services, LLC

FTVIPT Franklin Small-Mid Cap Growth Securities Fund – Class 2	Seeks long-term capital growth. Under normal market conditions, the fund invests at least 80% of its net assets in investments of small capitalization and mid capitalization companies.	Franklin Advisers, Inc.

FTVIPT Mutual Shares Securities Fund – Class 2	Seeks capital appreciation, with income as a secondary goal. Under normal market conditions, the fund invests primarily in U.S. and foreign equity securities that the investment manager believes are undervalued.	Franklin Mutual Advisers, LLC

FTVIPT Templeton Foreign Securities Fund – Class 2	Seeks long-term capital growth. Under normal market conditions, the fund invests at least 80% of its net assets in investments of issuers located outside the U.S., including those in emerging markets.	Templeton Investment Counsel, LLC

Invesco V.I. American Franchise Fund, Series I Shares (previously Invesco Van Kampen V.I. – American Franchise Fund, Series I Shares)	Seeks capital growth.	Invesco Advisers, Inc.

Invesco V.I. Core Equity Fund, Series I Shares	Seeks long-term growth of capital.	Invesco Advisers, Inc.

MFS® Investors Trust Series – Initial Class	Seeks capital appreciation.	MFS® Investment Management

MFS® New Discovery Series – Initial Class	Seeks capital appreciation.	MFS® Investment Management

MFS® Total Return Series – Initial Class	Seeks total return.	MFS® Investment Management

MFS® Utilities Series – Initial Class	Seeks total return.	MFS® Investment Management

Putnam VT Growth and Income Fund – Class IB Shares	Seeks capital growth and current income.	Putnam Investment Management, LLC, adviser; Putnam Advisory Company, LLC, sub-adviser; and Putnam Investments Limited

RIVERSOURCE PINNACLE VARIABLE ANNUITY — PROSPECTUS 15

Investing In	Investment Objective and Policies	Investment Adviser
Putnam VT Income Fund – Class IB Shares	Seeks high current income consistent with what Putnam Investment Management, LLC believes to be prudent risk.	Putnam Investment Management, LLC, adviser; Putnam Investments Limited, sub-adviser

Putnam VT International Equity Fund – Class IB Shares	Seeks capital appreciation.	Putnam Investment Management, LLC, adviser; Putnam Advisory Company, LLC, sub-adviser; and Putnam Investments Limited

Putnam VT Multi-Cap Growth Fund – Class IB Shares	Seeks long-term capital appreciation.	Putnam Investment Management, LLC

The Guarantee Period Accounts (GPAs)

The GPAs may not be available in some states.

You may allocate purchase payments to one or more of the GPAs with guarantee periods declared by us. These periods of time may vary by state. The required minimum investment in each GPA is $1,000. These accounts are not available in all states and are not offered after annuity payouts begin.

Each GPA pays an interest rate that is declared when you make an allocation to that account. That interest rate is then fixed for the guarantee period that you chose. We will periodically change the declared interest rate for any future allocations to these accounts, but we will not change the rate paid on contract value currently in a GPA.

The interest rates that we will declare as guaranteed rates in the future are determined by us at our discretion (“future rates”). We will determine these future rates based on various factors including, but not limited to, the interest rate environment, returns we earn on investments in the nonunitized separate account we have established for the GPAs, the rates currently in effect for new and existing RiverSource Life annuities, product design, competition and RiverSource Life’s revenues and other expenses. We cannot predict nor can we guarantee what future rates will be.

You may transfer or withdraw contract value out of the GPAs within 30 days before the end of the guarantee period without receiving a MVA (see “Market Value Adjustment (MVA)” below.) During this 30 day window, you may choose to start a new guarantee period of the same length, transfer the contract value to another GPA, transfer the contract value to any of the subaccounts, or withdraw the contract value from the contract (subject to applicable withdrawal provisions). If we do not receive any instructions at the end of your guarantee period our current practice is to automatically transfer the contract value into the one-year fixed account.

We hold amounts you allocate to the GPAs in a “nonunitized” separate account. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the GPAs. State insurance law prohibits us from charging this separate account with liabilities of any other separate account or of our general business. We own the assets of this separate account as well as any favorable investment performance of those assets. You do not participate in the performance of the assets held in this separate account. We guarantee all benefits relating to your value in the GPAs. This guarantee is based on the continued claims-paying ability of the company’s general account. You should be aware that our general account is exposed to the risks normally associated with a portfolio of fixed-income securities, including interest rate, option, liquidity and credit risk. You should also be aware that we issue other types of insurance and financial products as well, and we also pay our obligations under these products from assets in our general account. Our general account is not segregated or insulated from the claims of our creditors. The financial statements contained in the SAI include a further discussion of the risks inherent within the investments of the general account.

MARKET VALUE ADJUSTMENT (MVA)
We guarantee the contract value allocated to your GPA, including the interest credited, if you do not make any transfers or withdrawals from that GPA prior to 30 days before the end of the Guarantee Period. However, we will apply an MVA if a transfer or withdrawal occurs prior to this time, unless the transfer is an automated transfer from the two-year GPA as part of a dollar-cost averaging program or an Interest Sweep strategy. The MVA also affects amounts withdrawn from a GPA prior to 30 days before the end of the Guarantee Period that are used to purchase payouts under an annuity payout plan. We will refer to all of these transactions as “early withdrawals” in the discussion below.

 16  RIVERSOURCE PINNACLE VARIABLE ANNUITY — PROSPECTUS

When you request an early withdrawal, we adjust the early withdrawal amount by an MVA formula. The early withdrawal amount reflects the relationship between the guaranteed interest rate you are earning in your current GPA and the interest rate we are crediting on new GPAs that end at the same time as your current GPA.

The MVA is sensitive to changes in current interest rates. The magnitude of any applicable MVA will depend on our current schedule of guaranteed interest rates at the time of the withdrawal, the time remaining in your Guarantee Period and your guaranteed interest rate. The MVA is negative, zero or positive depending on how the guaranteed interest rate on your GPA compares to the interest rate of a new GPA for the same number of years as the Guarantee Period remaining on your GPA. This is summarized in the following table:

If your GPA rate is:	The MVA is:

Less than the new GPA rate + 0.10%	Negative

Equal to the new GPA rate + 0.10%	Zero

Greater than the new GPA rate + 0.10%	Positive

General Examples
As the examples below demonstrate, the application of an MVA may result in either a gain or loss of principal. We refer to all of the transactions described below as “early withdrawals.”

Assume:

•	You purchase a contract and allocate part of your purchase payment to the ten-year GPA.

•	We guarantee an interest rate of 3.0% annually for your ten-year Guarantee Period.

•	After three years, you decide to make a withdrawal from your GPA. In other words, there are seven years left in your Guarantee Period.

Remember that the MVA depends partly on the interest rate of a new GPA for the same number of years as the Guarantee Period remaining on your GPA. In this case, that is seven years.

Example 1: Remember that your GPA is earning 3.0%. Assume at the time of your withdrawal new GPAs that we offer with a seven-year Guarantee Period are earning 3.5%. We add 0.10% to the 3.5% rate to get 3.6%. Your GPA’s 3.0% rate is less than the 3.6% rate so the MVA will be negative.

Example 2: Remember again that your GPA is earning 3.0%, and assume that new GPAs that we offer with a seven-year Guarantee Period are earning 2.5%. We add 0.10% to the 2.5% rate to get 2.6%. In this example, since your GPA’s 3.0% rate is greater than the 2.6% rate, the MVA will be positive. To determine that adjustment precisely, you will have to use the formula described below.

Sample MVA Calculations

The precise MVA formula we apply is as follows:

Early withdrawal amount ×	[(	1 + i 1 + j + .001)	n/12	− 1]	= MVA

Where	i = rate earned in the GPA from which amounts are being transferred or withdrawn.

j = current rate for a new Guaranteed Period equal to the remaining term in the current Guarantee Period.

n = number of months remaining in the current Guarantee Period (rounded up).

Examples

Using assumptions similar to those we used in the examples above:

•	You purchase a contract and allocate part of your purchase payment to the ten-year GPA.

•	We guarantee an interest rate of 3.0% annually for your ten-year Guarantee Period.

•	After three years, you decide to make a $1,000 withdrawal from your GPA. In other words, there are seven years left in your Guarantee Period.

RIVERSOURCE PINNACLE VARIABLE ANNUITY — PROSPECTUS 17

Example 1: You request an early withdrawal of $1,000 from your ten-year GPA earning a guaranteed interest rate of 3.0%. Assume at the time of your withdrawal new GPAs that we offer with a seven-year Guarantee Period are earning 3.5%. Using the formula above, we determine the MVA as follows:

$1,000 ×	[(	1.030 1 + .035 + .001)	84/12	− 1]	= −$39.84

In this example, the MVA is a negative $39.84.

Example 2: You request an early withdrawal of $1,000 from your ten-year GPA earning a guaranteed interest rate of 3.0%. Assume at the time of your withdrawal new GPAs that we offer with a seven-year Guarantee Period are earning 2.5%. Using the formula above, we determine the MVA as follows:

$1,000 ×	[(	1.030 1 + .025 + .001)	84/12	− 1]	= $27.61

In this example, the MVA is a positive $27.61.

Please note that when you allocate your purchase payment to the ten-year GPA and your purchase payment is in its fourth year from receipt at the beginning of the Guarantee Period, your withdrawal charge percentage is 6%. (See “Charges — Withdrawal Charge.”) We do not apply MVAs to the amounts we deduct for withdrawal charges, so we would deduct the withdrawal charge from your early withdrawal after we applied the MVA. Also note that when you request an early withdrawal, we withdraw an amount from your GPA that will give you the net amount you requested after we apply the MVA and any applicable withdrawal charge, unless you request otherwise.

The current interest rate we offer on the GPA will change periodically at our discretion. It is the rate we are then paying on purchase payments, renewals and transfers paid under this class of contracts for Guarantee Period durations equaling the remaining Guarantee Period of the GPA to which the formula is being applied.

We will not apply MVAs to amounts withdrawn for annual contract charges, to amounts we pay as death claims or to automatic transfers from the two-year GPA as part of a dollar-cost averaging program or an Interest Sweep strategy. In some states, the MVA is limited.

The One-Year Fixed Account

You may allocate purchase payments or transfer accumulated value to the one-year fixed account. Some states may restrict the amount you can allocate to this account. We back the principal and interest guarantees relating to the one-year fixed account. These guarantees are based on the continued claims-paying ability of the company’s general account. You should be aware that our general account is exposed to the risks normally associated with a portfolio of fixed-income securities, including interest rate, option, liquidity and credit risk. The financial statements contained in the SAI include a further discussion of the risks inherent within the investments of the general account. The value of the one-year fixed account increases as we credit interest to the account. Purchase payments and transfers to the one-year fixed account become part of our general account. We credit and compound interest daily based on a 365-day year (366 in a leap year) so as to produce the annual effective rate which we declare. The interest rate we apply to each purchase payment or transfer to the one-year fixed account is guaranteed for one year. Thereafter we will change the rates from time-to-time at our discretion. These rates will be based on various factors including, but not limited to, the interest rate environment, returns earned on investments backing these annuities, the rates currently in effect for new and existing RiverSource Life annuities, product design, competition, and RiverSource Life’s revenues and expenses.

The one-year fixed account is not required to be registered with the SEC. The SEC staff does not review the disclosures in this prospectus on the one-year fixed account, however, disclosures regarding the one-year fixed account may be subject to certain generally applicable provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

Buying Your Contract

New contracts are not currently being offered. We are required by law to obtain personal information from you which we will use to verify your identity. If you do not provide this information we reserve the right to refuse to issue your contract or take other steps we deem reasonable. As the owner, you have all rights and may receive all benefits under the contract. You can own a nonqualified annuity in joint tenancy with rights of survivorship only in spousal situations. You cannot own a qualified annuity in joint tenancy. You can become an owner if you are 90 or younger. (The age limit may be younger for qualified annuities in some states.)

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When you applied, you selected (if available in your state):

•	the one-year fixed account, GPAs and/or subaccounts in which you wanted to invest(1);

•	how you wanted to make purchase payments;

•	the date you wanted to start receiving annuity payouts (the retirement date);

•	a death benefit option(2);

•	the optional Benefit Protector Death Benefit Rider(3);

•	the optional Benefit Protector Plus Death Benefit Rider(3); and

•	a beneficiary.

(1)	Some states restrict the amount you can allocate to the GPAs and the one-year fixed account. GPAs may not be available in some states.
(2)	The MAV death benefit is available if you and the annuitant are 78 or younger at contract issue. If either you or the annuitant are 79 or older at contract issue the ROP death benefit will apply.
(3)	Available if you and the annuitant are 75 or younger at contract issue. Riders may not be available in all states.

The contract provides for allocation of purchase payments to the subaccounts to the GPAs and/or to the one-year fixed account in even 1% increments subject to the $1,000 minimum required investment for the GPAs.

We apply your purchase payments to the GPAs, one-year fixed account and subaccounts you select. If we receive your purchase payment at our corporate office before the close of business, we will credit any portion of that payment allocated to the subaccounts using the accumulation unit value we calculate on the valuation date we received the payment. If we receive an additional purchase payment at our corporate office at or after the close of business, we will credit any portion of that payment allocated to the subaccounts using the accumulation unit value we calculate on the next valuation date after we received the payment.

You may make monthly payments to your contract under a Systematic Investment Plan (SIP). To begin the SIP, you will complete and send a form and your first SIP payment along with your application. There is no charge for SIP. You can stop your SIP payments at any time.

In most states, you may make additional purchase payments to nonqualified and qualified annuities until the retirement date. In Massachusetts, you may make additional purchase payments for ten years only.

THE RETIREMENT DATE
Annuity payouts are to begin on the retirement date. Your selected date can align with your actual retirement from a job, or it can be a different future date, depending on your needs and goals and on certain restrictions. You also can change the retirement date, provided you send us written instructions at least 30 days before annuity payouts begin.

For nonqualified annuities and Roth IRAs, the retirement date must be:

•	no earlier than the 30th day after the contract’s effective date; and

•	no later than the annuitant’s 85th birthday (or the tenth contract anniversary, if later), or such other date as agreed upon by us.

For qualified annuities except Roth IRAs, to comply with IRS regulations, the retirement date generally must be:

•	for IRAs, by April 1 of the year following the calendar year when the annuitant reaches age 70 1/2; or

•	for all other qualified annuities, by April 1 of the year following the calendar year when the annuitant reaches age 70 1/2 or, if later, retires (except that 5% business owners may not select a retirement date that is later than April 1 of the year following the calendar year when they reach age 70 1/2).

If you satisfy your required minimum distributions in the form of partial withdrawals from this contract, annuity payouts can start as late as the annuitant’s 85th birthday or the tenth contract anniversary, if later, or a date that has been otherwise agreed to by us.

Contract owners of IRAs and TSAs may also be able to satisfy required minimum distributions using other IRAs or TSAs, and in that case, may delay the annuity payout start date for this contract.

BENEFICIARY
We will pay to your named beneficiary the death benefit if it becomes payable before the retirement date while the contract is in force and before annuity payouts begin. If there is more than one beneficiary, we will pay each beneficiary’s designated share when we receive their completed claim. A beneficiary will bear the investment risk of the variable account until we receive the beneficiary’s completed claim. If there is no named beneficiary, the default provisions of your contract will apply. (See “Benefits in Case of Death” for more about beneficiaries.)

RIVERSOURCE PINNACLE VARIABLE ANNUITY — PROSPECTUS 19

PURCHASE PAYMENTS
Purchase payment amounts and purchase payment timing may vary by state and be limited under the terms of your contract.

Minimum purchase payments
  $50 for SIPs

  $100 for all other payments

Maximum total purchase payments*
  $1,000,000 for issue ages up to 85

  $100,000 for issue ages 86 to 90

*	These limits apply in total to all RiverSource Life annuities you own. We reserve the right to waive or increase maximum limits. For qualified annuities, the tax-deferred retirement plan’s or the Code’s limits on annual contributions also apply.

HOW TO MAKE PURCHASE PAYMENTS

 1 By letter

Send your check along with your name and contract number to:

RiverSource Life Insurance Company
829 Ameriprise Financial Center
Minneapolis, MN 55474

 2 By SIP

Contact your investment professional to complete the necessary SIP paperwork.

LIMITATIONS ON USE OF CONTRACT
If mandated by applicable law, including, but not limited to, federal anti-money laundering laws, we may be required to reject a purchase payment. We may also be required to block an owner’s access to contract values or to satisfy other statutory obligations. Under these circumstances, we may refuse to implement requests for transfers, withdrawals or death benefits until instructions are received from the appropriate governmental authority or a court of competent jurisdiction.

Charges

ALL CONTRACTS

CONTRACT ADMINISTRATIVE CHARGE
We charge this fee for establishing and maintaining your records. We deduct $30 from the contract value on your contract anniversary or, if earlier, when the contract is fully withdrawn. We prorate this charge among the subaccounts, the GPAs and the one-year fixed account in the same proportion your interest in each account bears to your total contract value. Some states limit the amount of any contract charge allocated to the one-year fixed account.

We will waive this charge when your contract value is $50,000 or more on the current contract anniversary.

If you take a full withdrawal from your contract, we will deduct this charge at the time of withdrawal regardless of the contract value. We cannot increase the annual contract administrative charge and it does not apply after annuity payouts begin or when we pay death benefits.

VARIABLE ACCOUNT ADMINISTRATIVE CHARGE
We apply this charge daily to the subaccounts. It is reflected in the unit values of your subaccounts and it totals 0.15% of their average daily net assets on an annual basis. It covers certain administrative and operating expenses of the subaccounts such as accounting, legal and data processing fees and expenses involved in the preparation and distribution of reports and prospectuses. We cannot increase the variable account administrative charge.

MORTALITY AND EXPENSE RISK FEE
We charge these fees daily to the subaccounts. The unit values of your subaccounts reflect these fees and they total either 1.00% or 1.10% of their average daily net assets on an annual basis depending on the death benefit option that applies to your contract. If you select the ROP death benefit, the mortality and expense risk fee is 1.00%. If you select the MAV death benefit, the mortality and expense risk fee is 1.10%. These fees cover the mortality and expense risk that we assume. These fees do not apply to the GPAs or the one-year fixed account.

 20  RIVERSOURCE PINNACLE VARIABLE ANNUITY — PROSPECTUS

Mortality risk arises because of our guarantee to pay a death benefit and our guarantee to make annuity payouts according to the terms of the contract, no matter how long a specific owner or annuitant lives and no matter how long our entire group of owners or annuitants live. If, as a group, owners or annuitants outlive the life expectancy we assumed in our actuarial tables, then we must take money from our general assets to meet our obligations. If, as a group, owners or annuitants do not live as long as expected, we could profit from the mortality risk fee. We deduct the mortality risk fee from the subaccounts during the annuity payout period even if the annuity payout plan does not involve a life contingency.

Expense risk arises because we cannot increase the contract administrative charge or the variable account administrative charge and these charges may not cover our expenses. We would have to make up any deficit from our general assets. We could profit from the expense risk fee if future expenses are less than expected.

The subaccounts pay us the mortality and expense risk fee they accrued as follows:

•	first, to the extent possible, the subaccounts pay this fee from any dividends distributed from the funds in which they invest;

•	then, if necessary, the funds redeem shares to cover any remaining fees payable.

We may use any profits we realize from the subaccounts’ payment to us of the mortality and expense risk fee for any proper corporate purpose, including, among others, payment of distribution (selling) expenses. We do not expect that the withdrawal charge will cover sales and distribution expenses.

WITHDRAWAL CHARGE
If you withdraw all or part of your contract value, a withdrawal charge applies if all or part of the withdrawal amount is from any purchase payment we received less than eight years before the date of withdrawal. In addition, amounts withdrawn from a GPA more than 30 days before the end of the applicable Guarantee Period will be subject to a MVA. (See “The Fixed Accounts — Market Value Adjustment (MVA).”)

Each time you make a purchase payment under the contract, a withdrawal charge attaches to that purchase payment. The withdrawal charge percentage for each purchase payment declines according to a schedule shown in the contract. For example, during the first two years after a purchase payment is made, the withdrawal charge percentage attached to that payment is 8%. The withdrawal charge percentage for that payment during the seventh year after it is made is 2%. At the beginning of the eighth year after that purchase payment is made, and thereafter, there is no withdrawal charge as to that payment.

You may withdraw an amount during any contract year without incurring a withdrawal charge. We call this amount the Total Free Amount (“TFA”). The TFA is the amount of your contract value that you may withdraw without incurring a withdrawal charge. Amounts withdrawn in excess of the Total Free Amount may be subject to a withdrawal charge as described below. The Total Free Amount is defined as the maximum of (a) and (b) where:

(a)	is 10% of your prior anniversary’s contract value; and

(b)	is current contract earnings.

NOTE: We determine current contract earnings (CE) by looking at the entire contract value (CV), not the earnings of any particular subaccount, GPA or the one-year fixed account. If the contract value is less than purchase payments received and not previously withdrawn (PPNPW) then contract earnings are zero. We consider your initial purchase payment to be the prior anniversary’s contract value during the first contract year.

For purposes of calculating any withdrawal charge, we treat amounts withdrawn from your contract value in the following order:

1.	First, in each contract year, we withdraw amounts totaling up to 10% of your prior anniversary’s contract value. We do not assess a withdrawal charge on this amount.

2.	Next, we withdraw contract earnings, if any, that are greater than the amount described in number one above. We do not assess a withdrawal charge on contract earnings.

3.	Next we withdraw purchase payments received prior to the withdrawal charge period shown in your contract. We do not assess a withdrawal charge on these purchase payments.

4.	Finally, if necessary, we withdraw purchase payments received that are still within the withdrawal charge period you selected and shown in your contract. We withdraw these payments on a “first-in, first-out” (FIFO) basis. We do assess a withdrawal charge on these payments.

NOTE: After withdrawing earnings in numbers one and two above, we next withdraw enough additional contract value (ACV) to meet your requested withdrawal amount. If the amount described in number one above was greater than contract earnings prior to the withdrawal, the excess (XSF) will be excluded from the purchase payments being withdrawn that were received

RIVERSOURCE PINNACLE VARIABLE ANNUITY — PROSPECTUS 21

most recently when calculating the withdrawal charge. We determine the amount of purchase payments being withdrawn (PPW) in numbers three and four above as:

PPW	=	XSF	+	(ACV − XSF) (CV − TFA)	×	(PPNPW − XSF)

If the additional contract value withdrawn is less than XSF, then PPW will equal ACV.

We determine your withdrawal charge by multiplying each of these payments by the applicable withdrawal charge percentage, and then totaling the withdrawal charges.

The withdrawal charge percentage depends on the number of years since you made the payments that are withdrawn.

Years from purchase	Withdrawal charge
payment receipt	percentage

1	8%

2	8

3	7

4	6

5	5

6	4

7	2

Thereafter	0

For a partial withdrawal that is subject to a withdrawal charge, the amount we actually deduct from your contract value will be the amount you request plus any applicable withdrawal charge. The withdrawal charge percentage is applied to this total amount. We pay you the amount you requested.

The amount of purchase payments withdrawn is calculated using a prorated formula based on the percentage of contract value being withdrawn. As a result, the amount of purchase payments withdrawn may be greater than the amount of contract value withdrawn.

Withdrawal charge under Annuity Payout Plan E — Payouts for a specified period: If you are receiving variable annuity payments under this annuity payout plan, you can choose to take a withdrawal. The amount that you can withdraw is the present value of any remaining variable payouts. The discount rate we use in the calculation will be 5.17% for the assumed investment return of 3.5% and 6.67% for the assumed investment return of 5.0%. The withdrawal charge equals the present value of the remaining payouts using the assumed investment return minus the present value of the remaining payouts using the discount rate. (See “Charges — Withdrawal Charge” and “The Annuity Payout Period — Annuity Payout Plans.”)

Withdrawal charge calculation example
The following is an example of the calculation we would make to determine the withdrawal charge on a contract with this history:

•	We receive these payments:

– $10,000 initial;

– $8,000 on the sixth contract anniversary;

– $6,000 on the eighth contract anniversary; and

•	The owner withdraws the contract for its total withdrawal value of $38,101 during the eleventh contract year and does not make any other withdrawals during that contract year; and

•	The prior anniversary contract value is $38,488.

 22  RIVERSOURCE PINNACLE VARIABLE ANNUITY — PROSPECTUS

Withdrawal
charge	Explanation

$0	$3,848.80 is 10% of the prior anniversary’s contract value withdrawn without withdrawal charge; and
0	$10,252.20 is contract earnings in excess of the 10% TFA withdrawal amount withdrawn without withdrawal charge; and
0	$10,000 initial purchase payment was received eight or more years before withdrawal and is withdrawn without withdrawal charge; and
400	$8,000 purchase payment is in its fifth year from receipt, withdrawn with a 5% withdrawal charge; and
420	$6,000 purchase payment is in its third year from receipt, withdrawn with a 7% withdrawal charge.

$820

Waiver of withdrawal charge
We do not assess a withdrawal charge for:

•	withdrawals of any contract earnings;

•	withdrawals of amounts totaling up to 10% of your prior contract anniversary’s contract value to the extent they exceed contract earnings;

•	required minimum distributions from a qualified annuity to the extent that they exceed the free amount. The amount on which withdrawal charges are waived can be no greater than the RMD amount calculated under your specific contract currently in force;

•	contracts settled using an annuity payout plan;

•	death benefits;

•	withdrawals you make under your contract’s “Waiver of Withdrawal Charges” provision. To the extent permitted by state law, your contract will include this provision when you and the annuitant are under age 76 at contract issue. We will waive withdrawal charges that we normally assess upon full or partial withdrawal if you provide proof satisfactory to us that, as of the date you request the withdrawal, you or the annuitant are confined to a hospital or nursing home and have been for the prior 60 days. (See your contract for additional conditions and restrictions on this waiver); and

•	to the extent permitted by state law, withdrawals you make if you or the annuitant are diagnosed in the second or later contract years as disabled with a medical condition that with reasonable medical certainty will result in death within 12 months or less from the date of the licensed physician’s statement. You must provide us with a licensed physician’s statement containing the terminal illness diagnosis and the date the terminal illness was initially diagnosed.

Possible group reductions: In some cases we may incur lower sales and administrative expenses due to the size of the group, the average contribution and the use of group enrollment procedures. In such cases, we may be able to reduce or eliminate the contract administrative and withdrawal charges. However, we expect this to occur infrequently.

FUND FEES AND EXPENSES
There are deductions from and expenses paid out of the assets of the funds that are described in the prospectuses for those funds. (See “Annual Operating Expenses of the Funds.”)

PREMIUM TAXES
Certain state and local governments impose premium taxes on us (up to 3.5%). These taxes depend upon your state of residence or the state in which the contract was issued. Currently, we deduct any applicable premium tax when annuity payouts begin, but we reserve the right to deduct this tax at other times such as when you make purchase payments or when you make a full withdrawal from your contract.

OPTIONAL DEATH BENEFIT CHARGES

BENEFIT PROTECTOR DEATH BENEFIT RIDER FEE
We charge a fee for the optional feature only if you select it. If selected, we deduct 0.25% of your contract value on your contract anniversary. We prorate this fee among the GPAs, the one-year fixed account and the subaccounts in the same proportion your interest in each account bears to your total contract value.

If the contract is terminated for any reason other than death or when annuity payouts begin, we will deduct the fee from the proceeds payable adjusted for the number of calendar days coverage was in place since we last deducted the fee. We cannot increase this annual fee after the rider effective date and it does not apply after annuity payouts begin or when we pay death benefits.

RIVERSOURCE PINNACLE VARIABLE ANNUITY — PROSPECTUS 23

BENEFIT PROTECTOR PLUS DEATH BENEFIT RIDER FEE
We charge a fee for the optional feature only if you select it. If selected, we deduct 0.40% of your contract value on your contract anniversary. We prorate this fee among the GPAs, the one-year fixed account and the subaccounts in the same proportion your interest in each account bears to your total contract value.

If the contract is terminated for any reason other than death or when annuity payouts begin, we will deduct the fee from the proceeds payable adjusted for the number of calendar days coverage was in place since we last deducted the fee. We cannot increase this annual fee after the rider effective date and it does not apply after annuity payouts begin or when we pay death benefits.

Valuing Your Investment

We value your accounts as follows:

GPAs AND ONE-YEAR FIXED ACCOUNT
We value the amounts you allocated to the GPAs and the one-year fixed account directly in dollars. The value of these accounts equals:

•	the sum of your purchase payments and transfer amounts allocated to the one-year fixed account and the GPAs (including any positive or negative MVA on amounts transferred from the GPAs to the one-year fixed account);

•	plus interest credited;

•	minus the sum of amounts withdrawn (including any applicable withdrawal charges) and amounts transferred out;

•	minus any prorated portion of the contract administrative charge; and

•	minus the prorated portion of the fee for any of the following optional benefits you have selected:

– Benefit Protector rider

– Benefit Protector Plus rider

SUBACCOUNTS
We convert amounts you allocated to the subaccounts into accumulation units. Each time you make a purchase payment or transfer amounts into one of the subaccounts, we credit a certain number of accumulation units to your contract for that subaccount. Conversely, we subtract a certain number of accumulation units from your contract each time you take a partial withdrawal, transfer amounts out of a subaccount, or we assess a contract administrative charge, a withdrawal charge or fee for any optional riders with annual charges (if applicable).

The accumulation units are the true measure of investment value in each subaccount during the accumulation period. They are related to, but not the same as, the net asset value of the fund in which the subaccount invests. The dollar value of each accumulation unit can rise or fall daily depending on the variable account expenses, performance of the fund and on certain fund expenses.

Here is how we calculate accumulation unit values:

Number of units: To calculate the number of accumulation units for a particular subaccount we divide your investment by the current accumulation unit value.

Accumulation unit value: The current accumulation unit value for each subaccount equals the last value times the subaccount’s current net investment factor.

We determine the net investment factor by:

•	adding the fund’s current net asset value per share, plus the per share amount of any accrued income or capital gain dividends to obtain a current adjusted net asset value per share; then

•	dividing that sum by the previous adjusted net asset value per share; and

•	subtracting the percentage factor representing the mortality and expense risk fee and the variable account administrative charge from the result.

Because the net asset value of the fund may fluctuate, the accumulation unit value may increase or decrease. You bear all the investment risk in a subaccount.

Factors that affect subaccount accumulation units: accumulation units may change in two ways — in number and in value.

The number of accumulation units you own may fluctuate due to:

•	additional purchase payments you allocated to the subaccounts;

•	transfers into or out of the subaccounts (including any positive or negative MVA on amounts transferred from the GPAs);

 24  RIVERSOURCE PINNACLE VARIABLE ANNUITY — PROSPECTUS

•	partial withdrawals;

•	withdrawal charges;

and the deduction of a prorated portion of:

•	the contract administrative charge;

•	the fee for any of the following optional benefits you have selected:

– Benefit Protector rider

– Benefit Protector Plus rider

Accumulation unit values will fluctuate due to:

•	changes in fund net asset value;

•	fund dividends distributed to the subaccounts;

•	fund capital gains or losses;

•	fund operating expenses; and

•	mortality and expense risk fee and the variable account administrative charge.

Making the Most of Your Contract

AUTOMATED DOLLAR-COST AVERAGING
Currently, you can use automated transfers to take advantage of dollar-cost averaging (investing a fixed amount at regular intervals). For example, you might transfer a set amount monthly from a relatively conservative subaccount to a more aggressive one, or to several others, or from the one-year fixed account or the two-year GPA (without a MVA) to one or more subaccounts. The three to ten year GPAs are not available for automated transfers. You can also obtain the benefits of dollar-cost averaging by setting up regular automatic SIP payments or by establishing an Interest Sweep strategy. Interest Sweeps are a monthly transfer of the interest earned from either the one-year fixed account or the two-year GPA into the subaccounts of your choice. If you participate in an Interest Sweep strategy the interest you earn will be less than the annual interest rate we apply because there will be no compounding. There is no charge for dollar-cost averaging.

This systematic approach can help you benefit from fluctuations in accumulation unit values caused by fluctuations in the market values of the funds. Since you invest the same amount each period, you automatically acquire more units when the market value falls and fewer units when it rises. The potential effect is to lower your average cost per unit.

How dollar-cost averaging works

					Number
			Amount	Accumulation	of units
By investing an equal number of dollars each month ...		Month	invested	unit value	purchased

		Jan	$100	$20	5.00

		Feb	100	18	5.56

you automatically buy		Mar	100	17	5.88

more units when the	è	Apr	100	15	6.67

per unit market price is low...		May	100	16	6.25

		Jun	100	18	5.56

		Jul	100	17	5.88

and fewer units		Aug	100	19	5.26

when the per unit	è	Sept	100	21	4.76

market price is high.		Oct	100	20	5.00

You paid an average price of $17.91 per unit over the 10 months, while the average market price actually was $18.10.

Dollar-cost averaging does not guarantee that any subaccount will gain in value nor will it protect against a decline in value if market prices fall. Because dollar-cost averaging involves continuous investing, your success will depend upon your willingness to continue to invest regularly through periods of low price levels. Dollar-cost averaging can be an effective way to help meet your long-term goals. For specific features contact your investment professional.

RIVERSOURCE PINNACLE VARIABLE ANNUITY — PROSPECTUS 25

TIERED DOLLAR-COST AVERAGING (TIERED DCA) PROGRAM
If your net contract value(1) is at least $10,000, you can choose to participate in the Tiered DCA program. There is no charge for Tiered DCA. Under the Tiered DCA program, you can allocate purchase payments to one of two special Tiered DCA accounts. We determine which Tiered DCA account you are eligible for as follows:

If your net contract value(1) is ...	we allocate your new purchase payment to:

$10,000—$49,999	Tier 1 DCA account

$50,000 or more	Tier 2 DCA account(2)

(1)	“Net contract value” equals your current contract value plus any new purchase payment. If this is a new contract funded by purchase payments from multiple sources, we determine your net contract value based on the purchase payments, withdrawal requests and exchange requests submitted with your application.
(2)	You cannot allocate your new purchase payments to a Tier 1 DCA account if you are eligible to participate in a Tier 2 DCA account.

You may only allocate a new purchase payment of at least $1,000 to the Tiered DCA account for which you are eligible. You cannot transfer existing contract values into the Tiered DCA account. Each Tiered DCA account lasts for either six months or twelve months from the time we receive your first purchase payment. We make monthly transfers of your total Tiered DCA account value into the GPAs, the one-year fixed account and/or subaccounts you select over the six-month or twelve-month period. If you elect to transfer into a GPA, you must meet the $1,000 minimum required investment limitation for each transfer.

We reserve the right to credit a lower interest rate to each Tiered DCA account if you select the GPAs or the one-year fixed account as part of your Tiered DCA transfers. We credit higher rates on the Tier 2 DCA account than on the Tier 1 DCA account. We will change the interest rate on each Tiered DCA account from time to time at our discretion. From time to time, we may credit interest to the Tiered DCA account at promotional rates that are higher than those we credit to the one-year fixed account. We base these rates on competition and on the interest rate we are crediting to the one-year fixed account at the time of the change. Once we credit interest to a particular purchase payment, that rate does not change even if we change the rate we credit on new purchase payments or if your net contract value changes. We credit each Tiered DCA account with the current guaranteed annual rate that is in effect on the date we receive your purchase payment. However, we credit this annual rate over the six-month or twelve-month period on the balance remaining in your Tiered DCA account. Therefore, the net effective interest rate you receive is less than the stated annual rate. We do not credit this interest after we transfer the value out of the Tiered DCA account into the accounts you selected.

If you make additional purchase payments while a Special DCA account term is in progress, the amounts you allocate to an existing Special DCA account will be transferred out of the Special DCA account over the reminder of the term. This means that all purchase payments may not be in the Tiered DCA account at the beginning of the six-month or twelve-month period. Therefore, you may receive less total interest than you would have if all your purchase payments were in the Tiered DCA account from the beginning. If we receive any of your multiple-source payments after the six-month or twelve-month period ends, you can either allocate those payments to a new Tiered DCA account (if available) or to any other accounts available under your contract.

You cannot participate in the Tiered DCA program if you are making payments under a Systematic Investment Plan. You may simultaneously participate in the Tiered DCA program and the asset-rebalancing program as long as your subaccount allocation is the same under both programs. If you elect to change your subaccount allocation under one program, we automatically will change it under the other program so they match. If you participate in more than one Tiered DCA account, the asset allocation for each account may be different as long as you are not also participating in the asset-rebalancing program.

You may terminate your participation in the Tiered DCA program at any time. If you do, we will not credit the current guaranteed annual interest rate on any remaining Tiered DCA account balance. We will transfer the remaining balance from your Tiered DCA account to the other accounts you selected for your DCA transfers or we will allocate it in any manner you specify. Similarly, if we cannot accept any additional purchase payments into the Tiered DCA program, we will allocate the purchase payments to the other accounts you selected for your DCA transfers or in any other manner you specify.

We can modify the terms or discontinue the Tiered DCA program at any time. Any modifications will not affect any purchase payments that are already in a Tiered DCA account.

The Tiered DCA program does not guarantee that any subaccount will gain in value nor will it protect against a decline in value if market prices fall. Because dollar-cost averaging involves continuous investing, your success will depend upon your willingness to continue to invest regularly through periods of low price levels. Dollar-cost averaging can be an effective way to help meet your long-term goals.

ASSET REBALANCING
You can ask us in writing to automatically rebalance the subaccount portion of your contract value either quarterly, semiannually, or annually. The period you select will start to run on the date we record your request. On the first valuation date of each of these periods, we automatically will rebalance your contract value so that the value in each subaccount

 26  RIVERSOURCE PINNACLE VARIABLE ANNUITY — PROSPECTUS

matches your current subaccount percentage allocations. These percentage allocations must be in whole numbers. Asset rebalancing does not apply to the GPAs or the one-year fixed account. There is no charge for asset rebalancing. The contract value must be at least $2,000.

You can change your percentage allocations or your rebalancing period at any time by contacting us in writing. If you are also participating in the Tiered DCA program and you change your subaccount asset allocation for the asset rebalancing program, we will change your subaccount asset allocation under the Tiered DCA program to match. We will restart the rebalancing period you selected as of the date we record your change. You also can ask us in writing to stop rebalancing your contract value. You must allow 30 days for us to change any instructions that currently are in place. For more information on asset rebalancing, contact your investment professional.

TRANSFERRING AMONG ACCOUNTS
You may transfer contract value from any one subaccount, GPAs or the one-year fixed account, to another subaccount before annuity payouts begin. Certain restrictions apply to transfers involving the GPAs and the one-year fixed account.

The date your request to transfer will be processed depends on when we receive it:

•	If we receive your transfer request at our corporate office in good order before the close of business, we will process your transfer using the accumulation unit value we calculate on the valuation date we received your transfer request.

•	If we receive your transfer request at our corporate office in good order at or after the close of business, we will process your transfer using the accumulation unit value we calculate on the next valuation date after we received your transfer request.

There is no charge for transfers. Before making a transfer, you should consider the risks involved in changing investments. Transfers out of the GPAs will be subject to an MVA if done more than 30 days before the end of the guarantee period unless the transfer is an automated transfer from the two-year GPA as part of a dollar-cost averaging program or an Interest Sweep strategy.

We may suspend or modify transfer privileges at any time.

For information on transfers after annuity payouts begin, see “Transfer policies” below.

Transfer policies

•	Before annuity payouts begin, you may transfer contract values between the subaccounts, or from the subaccounts to the GPAs and the one-year fixed account at any time. However, if you made a transfer from the one-year fixed account to the subaccounts or the GPAs, you may not make a transfer from any subaccount or GPA back to the one-year fixed account for six months following that transfer.

•	It is our general policy to allow you to transfer contract values from the one-year fixed account to the subaccounts or the GPAs once a year on or within 30 days before or after the contract anniversary (except for automated transfers, which can be set up at any time for certain transfer periods subject to certain minimums). Transfers from the one-year fixed account are not subject to a MVA. Until further notice, however, we have removed this restriction, and you may transfer contract values from the one-year fixed account to the subaccounts at any time. We will inform you at least 30 days in advance of the day we intend to reimpose this restriction.

•	You may transfer contract values from a GPA any time after 60 days of transfer or payment allocation to the account. Transfers made more than 30 days before the end of the Guarantee Period will receive a MVA*, which may result in a gain or loss of contract value.

•	If we receive your request on or within 30 days before or after the contract anniversary date, the transfer from the one-year fixed account to the subaccounts or the GPAs will be effective on the valuation date we receive it.

•	Once annuity payouts begin, you may not make transfers to or from the one-year fixed account, but you may make transfers once per contract year among the subaccounts. During the annuity payout period, we reserve the right to limit the number of subaccounts in which you may invest.

•	Once annuity payouts begin, you may not make any transfers to the GPAs.

*	Unless the transfer is an automated transfer from the two-year GPA as part of a dollar-cost averaging program or an Interest Sweep strategy.

Market Timing
Market timing can reduce the value of your investment in the contract. If market timing causes the returns of an underlying fund to suffer, contract value you have allocated to a subaccount that invests in that underlying fund will be lower too. Market timing can cause you, any joint owner of the contract and your beneficiary(ies) under the contract a financial loss.

Funds available as investment options under the contract that invest in securities that trade in overseas securities markets may be at greater risk of loss from market timing, as market timers may seek to take advantage of changes in the values of

RIVERSOURCE PINNACLE VARIABLE ANNUITY — PROSPECTUS 27

securities between the close of overseas markets and the close of U.S. markets. Also, the risks of market timing may be greater for underlying funds that invest in securities such as small cap stocks, high yield bonds, or municipal securities, that may be traded infrequently.

We seek to prevent market timing. Market timing is frequent or short-term trading activity. We do not accommodate short-term trading activities. Do not buy a contract if you wish to use short-term trading strategies to manage your investment. The market timing policies and procedures described below apply to transfers among the subaccounts within the contract. The underlying funds in which the subaccounts invest have their own market timing policies and procedures. The market timing policies of the underlying funds may be more restrictive than the market timing policies and procedures we apply to transfers among the subaccounts of the contract, and may include redemption fees. We reserve the right to modify our market timing policies and procedures at any time without prior notice to you.

Market timing may hurt the performance of an underlying fund in which a subaccount invests in several ways, including but not necessarily limited to:

•	diluting the value of an investment in an underlying fund in which a subaccount invests;

•	increasing the transaction costs and expenses of an underlying fund in which a subaccount invests; and,

•	preventing the investment adviser(s) of an underlying fund in which a subaccount invests from fully investing the assets of the fund in accordance with the fund’s investment objectives.

In order to help protect you and the underlying funds from the potentially harmful effects of market timing activity, we apply the following market timing policy to discourage frequent transfers of contract value among the subaccounts of the variable account:

We try to distinguish market timing from transfers that we believe are not harmful, such as periodic rebalancing for purposes of an asset allocation, dollar-cost averaging and asset rebalancing program that may be described in this prospectus. There is no set number of transfers that constitutes market timing. Even one transfer in related accounts may be market timing. We seek to restrict the transfer privileges of a contract owner who makes more than three subaccount transfers in any 90 day period. We also reserve the right to refuse any transfer request, if, in our sole judgment, the dollar amount of the transfer request would adversely affect unit values.

If we determine, in our sole judgment, that your transfer activity constitutes market timing, we may modify, restrict or suspend your transfer privileges to the extent permitted by applicable law, which may vary based on the state law that applies to your contract and the terms of your contract. These restrictions or modifications may include, but not be limited to:

•	requiring transfer requests to be submitted only by first-class U.S. mail;

•	not accepting hand-delivered transfer requests or requests made by overnight mail;

•	not accepting telephone or electronic transfer requests;

•	requiring a minimum time period between each transfer;

•	not accepting transfer requests of an agent acting under power of attorney;

•	limiting the dollar amount that you may transfer at any one time;

•	suspending the transfer privilege; or

•	modifying instructions under an automated transfer program to exclude a restricted fund if you do not provide new instructions.

Subject to applicable state law and the terms of each contract, we will apply the policy described above to all contract owners uniformly in all cases. We will notify you in writing after we impose any modification, restriction or suspension of your transfer rights.

We cannot guarantee that we will be able to identify and restrict all market timing activity. Because we exercise discretion in applying the restrictions described above, we cannot guarantee that we will be able to restrict all market timing activity. In addition, state law and the terms of some contracts may prevent us from stopping certain market timing activity. Market timing activity that we are unable to identify and/or restrict may impact the performance of the underlying funds and may result in lower contract values.

In addition to the market timing policy described above, which applies to transfers among the subaccounts within your contract, you should carefully review the market timing policies and procedures of the underlying funds. The market timing policies and procedures of the underlying funds may be materially different than those we impose on transfers among the subaccounts within your contract and may include mandatory redemption fees as well as other measures to discourage frequent transfers. As an intermediary for the underlying funds, we are required to assist them in applying their market timing policies and procedures to transactions involving the purchase and exchange of fund shares. This assistance may include, but not be limited to, providing the underlying fund upon request with your Social Security

 28  RIVERSOURCE PINNACLE VARIABLE ANNUITY — PROSPECTUS

Number, Taxpayer Identification Number or other United States government-issued identifier, and the details of your contract transactions involving the underlying fund. An underlying fund, in its sole discretion, may instruct us at any time to prohibit you from making further transfers of contract value to or from the underlying fund, and we must follow this instruction. We reserve the right to administer and collect on behalf of an underlying fund any redemption fee imposed by an underlying fund. Market timing policies and procedures adopted by underlying funds may affect your investment in the contract in several ways, including but not limited to:

•	Each fund may restrict or refuse trading activity that the fund determines, in its sole discretion, represents market timing.

•	Even if we determine that your transfer activity does not constitute market timing under the market timing policies described above which we apply to transfers you make under the contract, it is possible that the underlying fund’s market timing policies and procedures, including instructions we receive from a fund may require us to reject your transfer request. For example, while we disregard transfers permitted under any asset allocation, dollar-cost averaging and asset rebalancing programs that may be described in this prospectus, we cannot guarantee that an underlying fund’s market timing policies and procedures will do so. Orders we place to purchase fund shares for the variable account are subject to acceptance by the fund. We reserve the right to reject without prior notice to you any transfer request if the fund does not accept our order.

•	Each underlying fund is responsible for its own market timing policies, and we cannot guarantee that we will be able to implement specific market timing policies and procedures that a fund has adopted. As a result, a fund’s returns might be adversely affected, and a fund might terminate our right to offer its shares through the variable account.

•	Funds that are available as investment options under the contract may also be offered to other intermediaries who are eligible to purchase and hold shares of the fund, including without limitation, separate accounts of other insurance companies and certain retirement plans. Even if we are able to implement a fund’s market timing policies, we cannot guarantee that other intermediaries purchasing that same fund’s shares will do so, and the returns of that fund could be adversely affected as a result.

For more information about the market timing policies and procedures of an underlying fund, the risks that market timing pose to that fund, and to determine whether an underlying fund has adopted a redemption fee, see that fund’s prospectus.

HOW TO REQUEST A TRANSFER OR WITHDRAWAL

 1 By letter

Send your name, contract number, Social Security Number or Taxpayer Identification Number* and signed request for a transfer or withdrawal to our corporate office:

RiverSource Life Insurance Company
829 Ameriprise Financial Center
Minneapolis, MN 55474

Minimum amount
Transfers or withdrawals:  $500 or entire account balance

Maximum amount
Transfers or withdrawals:  Contract value or entire account balance

*	Failure to provide a Social Security Number or Taxpayer Identification Number may result in mandatory tax withholding on the taxable portion of the distribution.

 2 By automated transfers and automated partial withdrawals

Your investment professional can help you set up automated transfers or partial withdrawals among your subaccounts, GPAs or the one-year fixed accounts.

You can start or stop this service by written request or other method acceptable to us.

You must allow 30 days for us to change any instructions that are currently in place.

•	Automated transfers from the one-year fixed account to any one of the subaccounts may not exceed an amount that, if continued, would deplete the one-year fixed account within 12 months. Until further notice, however, we have removed this restriction, and you may transfer contract values from the one-year fixed account to the subaccounts at any time. We will inform you at least 30 days in advance of the day we intend to reimpose this restriction.

•	Automated withdrawals may be restricted by applicable law under some contracts.

•	You may not make additional purchase payments if automated partial withdrawals are in effect.

•	Automated partial withdrawals may result in income taxes and penalties on all or part of the amount withdrawn.

RIVERSOURCE PINNACLE VARIABLE ANNUITY — PROSPECTUS 29

Minimum amount
Transfers or withdrawals:  $100 monthly
                           $250 quarterly, semiannually or annually

 3 By phone

Call:
1-800-333-3437

Minimum amount
Transfers or withdrawals:  $500 or entire account balance

Maximum amount
Transfers:                           Contract value or entire account balance
Withdrawals:                      $25,000

We answer telephone requests promptly, but you may experience delays when the call volume is unusually high. If you are unable to get through, use the mail procedure as an alternative.

We will honor any telephone transfer or withdrawal requests that we believe are authentic and we will use reasonable procedures to confirm that they are. This includes asking identifying questions and recording calls. We will not allow a telephone withdrawal within 30 days of a phoned-in address change. As long as we follow the procedures, we (and our affiliates) will not be liable for any loss resulting from fraudulent requests.

Telephone transfers and withdrawals are automatically available. You may request that telephone transfers and withdrawals not be authorized from your account by writing to us.

Withdrawals

You may withdraw all or part of your contract at any time before annuity payouts begin by sending us a written request or calling us. If we receive your withdrawal request in good order at our corporate office before the close of business, we will process your withdrawal using accumulation unit value we calculate on the valuation date we received your withdrawal request. If we receive your withdrawal request our corporate office at or after the close of business, we will process your withdrawal using the accumulation unit value we calculate on the next valuation date after we received your withdrawal request. We may ask you to return the contract. You may have to pay a contract administrative charge, withdrawal charges or any applicable optional rider charges (see “Charges”) and federal income taxes and penalties. State and local income taxes may also apply (see “Taxes”). You cannot make withdrawals after annuity payouts begin except under Plan E. (See “The Annuity Payout Period — Annuity Payout Plans.”)

Any partial withdrawals you take under the contract will reduce your contract value. As a result, the value of your death benefit or any optional benefits you have elected will also be reduced (see “Optional Benefits”). In addition, withdrawals you are required to take to satisfy RMDs under the Code may reduce the value of certain death benefits and optional benefits (see “Taxes — Qualified Annuities — Required Minimum Distributions”).

WITHDRAWAL POLICIES
If you have a balance in more than one account and you request a partial withdrawal, we will automatically withdraw from all your subaccounts, GPAs and/or the one-year fixed account in the same proportion as your value in each account correlates to your total contract value, unless requested otherwise. After executing a partial withdrawal, the value in the one-year fixed account and each GPA and subaccount must be either zero or at least $50.

RECEIVING PAYMENT
By regular or express mail:

•	payable to you;

•	mailed to address of record.

NOTE: We will charge you a fee if you request express mail delivery.

Normally, we will send the payment within seven days after receiving your request in good order. However, we may postpone the payment if:

–	the withdrawal amount includes a purchase payment check that has not cleared;

–	the NYSE is closed, except for normal holiday and weekend closings;

–	trading on the NYSE is restricted, according to SEC rules;

 30  RIVERSOURCE PINNACLE VARIABLE ANNUITY — PROSPECTUS

–	an emergency, as defined by SEC rules, makes it impractical to sell securities or value the net assets of the accounts; or

–	the SEC permits us to delay payment for the protection of security holders.

TSA — Special Provisions

PARTICIPANTS IN TAX-SHELTERED ANNUITIES
If the contract is intended to be used in connection with an employer sponsored 403(b) plan, additional rules relating to this contract can be found in the annuity endorsement for tax sheltered 403(b) annuities. Unless we have made special arrangements with your employer, the contract is not intended for use in connection with an employer sponsored 403(b) plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). In the event that the employer either by affirmative election or inadvertent action causes contributions under a plan that is subject to ERISA to be made to this contract, we will not be responsible for any obligations and requirements under ERISA and the regulations thereunder, unless we have prior written agreement with the employer. You should consult with your employer to determine whether your 403(b) plan is subject to ERISA.

In the event we have a written agreement with your employer to administer the plan pursuant to ERISA, special rules apply as set forth in the TSA endorsement.

The employer must comply with certain nondiscrimination requirements for certain types of contributions under a TSA contract to be excluded from taxable income. You should consult your employer to determine whether the nondiscrimination rules apply to you.

The Code imposes certain restrictions on your right to receive early distributions from a TSA:

•	Distributions attributable to salary reduction contributions (plus earnings) made after Dec. 31, 1988, or to transfers or rollovers from other contracts, may be made from the TSA only if:

–	you are at least age 59 1/2;

–	you are disabled as defined in the Code;

–	you severed employment with the employer who purchased the contract;

–	the distribution is because of your death;

–	the distribution is due to plan termination; or

–	you are a military reservist.

•	If you encounter a financial hardship (as provided by the Code), you may be eligible to receive a distribution of all contract values attributable to salary reduction contributions made after Dec. 31, 1988, but not the earnings on them.

•	Even though a distribution may be permitted under the above rules, it may be subject to IRS taxes and penalties (see “Taxes”)

•	The above restrictions on distributions do not affect the availability of the amount credited to the contract as of Dec. 31, 1988. The restrictions also do not apply to transfers or exchanges of contract value within the contract, or to another registered variable annuity contract or investment vehicle available through the employer.

Changing Ownership

You may change ownership of your nonqualified annuity at any time by completing a change of ownership form we approve and sending it to our corporate office. The change will become binding on us when we receive and record it. We will honor any change of ownership request received in good order that we believe is authentic and we will use reasonable procedures to confirm authenticity. If we follow these procedures, we will not take any responsibility for the validity of the change.

If you have a nonqualified annuity, you may incur income tax liability by transferring, assigning or pledging any part of it. (See “Taxes.”)

If you have a qualified annuity, you may not sell, assign, transfer, discount or pledge your contract as collateral for a loan, or as security for the performance of an obligation or for any other purpose except as required or permitted by the Code. However, if the owner is a trust or custodian, or an employer acting in a similar capacity, ownership of the contract may be transferred to the annuitant.

Please consider carefully whether or not you wish to change ownership of your annuity contract. If you elected any optional contract features or riders, the new owner and annuitant will be subject to all limitations and/or restrictions of those features or riders just as if they were purchasing a new contract. The Benefit Protector Plus Death Benefit rider will terminate upon transfer of ownership. Continuance of the Benefit Protector rider is optional. (See “Optional Benefits.”)

RIVERSOURCE PINNACLE VARIABLE ANNUITY — PROSPECTUS 31

Benefits in Case of Death

There are two death benefit options under this contract: Return of Purchase Payments (ROP) death benefit and Maximum Anniversary Value (MAV) death benefit. If either you or the annuitant are 79 or older at contract issue, ROP death benefit will apply. If both you and the annuitant are 78 or younger at contract issue, you can elect either ROP death benefit or MAV death benefit on your application. Once you elect an option, you cannot change it. We show the option that applies in your contract. The death benefit option that applies determines the mortality and expense risk fee that is assessed against the subaccounts. (See “Charges — Mortality and Expense Risk Fee.”)

Under either option, we will pay the death benefit to your beneficiary upon the earlier of your death or the annuitant’s death if you die before the retirement start date while this contract is in force. We will base the benefit paid on the death benefit coverage you selected when you purchased the contract. If a contract has more than one person as the owner, we will pay benefits upon the first to die of any owner or the annuitant.

RETURN OF PURCHASE PAYMENTS DEATH BENEFIT

The ROP death benefit is intended to help protect your beneficiaries financially in that they will never receive less than your purchase payments adjusted for withdrawals. If you or the annuitant die before annuity payouts begin while this contract is in force, we will pay the beneficiary the greater of these two values, minus any applicable rider changes:

1.	contract value; or

2.	total purchase payments minus adjusted partial withdrawals.

Adjusted partial withdrawals for ROP death benefit or MAV death benefit	=	PW × DB CV
PW = the amount by which the contract value is reduced as a result of the partial withdrawal.

DB = the death benefit on the date of (but prior to) the partial withdrawal.

CV = contract value on the date of (but prior to) the partial withdrawal.

Example

•	You purchase the contract for $25,000.

•	On the first contract anniversary, the contract value grows to $29,000.

•	During the second contract year, the contract value falls to $22,000, at which point you take a $1,500 partial withdrawal, leaving a contract value of $20,500.

We calculate the ROP death benefit as follows:
Contract Value at death:	$20,500.00

Purchase payment minus adjusted partial withdrawals:
Total purchase payments:	$25,000.00
minus the adjusted partial withdrawal calculated as:
$1,500 × $25,000 $22,000 =	−1,704.55

for a death benefit of:	$23,295.45

The ROP death benefit, calculated as the greater of these two values:	$23,295.45

MAXIMUM ANNIVERSARY VALUE DEATH BENEFIT

The MAV death benefit is intended to help protect your beneficiaries financially while your investments have the opportunity to grow. The MAV death benefit does not provide any additional benefit before the first contract anniversary and it may not be appropriate for issue ages 75 to 78 because the benefit values may be limited after age 81. Be sure to discuss with your investment professional whether or not the MAV death benefit is appropriate for your situation. If you or the annuitant die before annuity payouts begin while this contract is in force, we will pay the beneficiary the greatest of these three values, minus any applicable rider charges:

1.	contract value; or

2.	total purchase payments applied to the contract minus adjusted partial withdrawals; or

3.	the maximum anniversary value immediately preceding the date of death plus any purchase payments applied to the contract since that anniversary minus adjusted partial withdrawals since that anniversary.

 32  RIVERSOURCE PINNACLE VARIABLE ANNUITY — PROSPECTUS

Maximum anniversary value (MAV): We calculate the MAV on each contract anniversary through age 80. There is no MAV prior to the first contract anniversary. On the first contract anniversary we set the MAV equal to the highest of: (a) your current contract value, or (b) total purchase payments minus adjusted partial withdrawals. Every contract anniversary after that, through age 80, we compare the previous anniversary’s MAV (plus any purchase payments since that anniversary minus adjusted partial withdrawals since that anniversary) to the current contract value and we reset the MAV to the higher value. We stop resetting the MAV after you or the annuitant reach 81. However, we continue to add subsequent purchase payments and subtract adjusted partial withdrawals from the MAV.

Example

•	You purchase the contract for $25,000.

•	On the first contract anniversary, the contract value grows to $29,000.

•	During the second contract year, the contract value falls to $22,000, at which point you take a $1,500 partial withdrawal, leaving a contract value of $20,500.

We calculate the MAV death benefit as follows:
Contract Value at death:	$20,500.00

Purchase payment minus adjusted partial withdrawals:	$23,295.45

The MAV immediately preceding the date of death plus any payments applied to the contract since that anniversary minus adjusted partial withdrawals:
MAV on the prior anniversary:	$29,000.00
plus purchase payments applied to the contract the prior anniversary:	+0.00
minus adjusted partial withdrawals taken since that anniversary, calculated as:
$1,500 × $29,000 $22,000 =	−1,977.27

for a death benefit of:	$27,022.73

The MAV death benefit, calculated as the greatest of these three values:	$27,022.73

IF YOU DIE BEFORE YOUR RETIREMENT DATE
When paying the beneficiary, we will process the death claim on the valuation date our death claim requirements are fulfilled. We will determine the contract’s value using the accumulation unit value we calculate on that valuation date. We pay interest, if any, at a rate no less than required by law. If requested, we will mail payment to the beneficiary within seven days after our death claim requirements are fulfilled.

Nonqualified annuities
If your spouse is sole beneficiary and you die before the retirement date, your spouse may keep the contract as owner with the contract value equal to the death benefit that would otherwise have been paid. To do this your spouse must give us written instructions to continue the contract as owner. There will be no withdrawal charges on the contract from that point forward unless additional purchase payments are made. If you elected any optional contract features or riders, your spouse and the new annuitant (if applicable) will be subject to all limitations and/or restrictions of those features or riders just as if they were purchasing a new contract. The Benefit Protector Plus rider, if selected, will terminate. Continuance of the Benefit Protector rider is optional. (See “Optional Benefits.”)

If your beneficiary is not your spouse, we will pay the beneficiary in a single sum unless you give us other written instructions. Generally, we must fully distribute the death benefit within five years of your death. However, the beneficiary may receive payouts under any annuity payout plan available under this contract if:

•	the beneficiary asks us in writing within 60 days after the day on which all documents have been received that prove your death has occurred; and

•	payouts begin no later than one year after your death, or other date as permitted by the IRS; and

•	the payout period does not extend beyond the beneficiary’s life or life expectancy.

Qualified annuities

•	Spouse beneficiary: If you have not elected an annuity payout plan, and if your spouse is the sole beneficiary, your spouse may either elect to treat the contract as his/her own, so long as he or she is eligible to do so, or elect an annuity payout plan or another plan agreed to by us. If your spouse elects a payout option, the payouts must begin no later than the year in which you would have reached age 70 1/2. If you attained age 70 1/2 at the time of death, payouts must begin no later than Dec. 31 of the year following the year of your death.

RIVERSOURCE PINNACLE VARIABLE ANNUITY — PROSPECTUS 33

Your spouse may elect to assume ownership of the contract at any time before annuity payments begin. If your spouse elects to assume ownership of the contract, the contract value will be equal to the death benefit that would otherwise have been paid. There will be no withdrawal charges on the contract from that point forward unless additional purchase payments are made. If you elected any optional contract features or riders, your spouse and the new annuitant (if applicable) will be subject to all limitations and/or restrictions of those features or riders just as if they were purchasing a new contract. The Benefit Protector Plus rider, if selected, will terminate. Continuance of the Benefit Protector rider is optional. (See “Optional Benefits.”)

•	Non-spouse beneficiary: If you have not elected an annuity payout plan, and if death occurs prior to the year you would have attained age 70 1/2, the beneficiary may elect to receive payouts from the contract over a five year period. If your beneficiary does not elect a five year payout, or if your death occurs after attaining age 70 1/2, we will pay the beneficiary in a single sum unless the beneficiary elects to receive payouts under any payout plan available under this contract if:

•	the beneficiary asks us in writing within 60 days after the day on which all documents have been received that prove your death has occurred; and

•	payouts begin no later than one year following the year of your death; and

•	the payout period does not extend beyond the beneficiary’s life or life expectancy.

If a beneficiary elects an alternative payment plan which is an inherited IRA, all optional death benefits and living benefits will terminate. In the event of your beneficiary’s death, their beneficiary can elect to take a lump sum payment or to continue the alternative payment plan following the schedule of minimum withdrawals established based on the life expectancy of your beneficiary.

•	Annuity payout plan: If you elect an annuity payout plan which guarantees payouts to a beneficiary after your death, the payouts to your beneficiary will continue pursuant to the annuity payout plan you elect.

Optional Benefits

BENEFIT PROTECTOR DEATH BENEFIT RIDER (BENEFIT PROTECTOR)
The assets held in our general account support the guarantees under your contract, including optional death benefits and optional living benefits. To the extent that we are required to pay you amounts in addition to your contract value under these benefits, such amounts will come from our general account assets. You should be aware that our general account is exposed to the risks normally associated with a portfolio of fixed-income securities, including interest rate, option, liquidity and credit risk. The financial statements contained in the SAI include a further discussion of the risks inherent within the investments of the general account.

The Benefit Protector is intended to provide an additional benefit to your beneficiary to help offset expenses after your death such as funeral expenses or federal and state taxes. This is an optional benefit that you may select for an additional annual charge (see “Charges”). The Benefit Protector provides reduced benefits if you or the annuitant are 70 or older at the rider effective date and it does not provide any additional benefit before the first rider anniversary.

If this rider is available in your state and both you and the annuitant are 75 or younger at contract issue, you may choose to add the Benefit Protector to your contract. You must elect the Benefit Protector at the time you purchase your contract and your rider effective date will be the contract issue date. You may not select this rider if you select the Benefit Protector Plus Rider. We reserve the right to discontinue offering the Benefit Protector for new contracts.

Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract. Since the benefit paid by the rider is determined by the amount of earnings at death, the amount of the benefit paid may be reduced as a result of taking required minimum distributions (see “Taxes — Qualified Annuities — Required Minimum Distributions”). Be sure to discuss with your investment professional and tax advisor whether or not the Benefit Protector is appropriate for your situation.

The Benefit Protector provides that if you or the annuitant die after the first contract anniversary, but before annuity payouts begin, and while this contract is in force, we will pay the beneficiary:

•	the applicable death benefit plus:

•	40% of your earnings at death if you and the annuitant were under age 70 on the rider effective date, up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old; or

•	15% of your earnings at death if you or the annuitant were 70 or older on the rider effective date, up to a maximum of 37.5% of purchase payments not previously withdrawn that are one or more years old.

 34  RIVERSOURCE PINNACLE VARIABLE ANNUITY — PROSPECTUS

Earnings at death: for purposes of the Benefit Protector and Benefit Protector Plus riders, this is an amount equal to the applicable death benefit minus purchase payments not previously withdrawn. The earnings at death may not be less than zero and may not be more than 250% of the purchase payments not previously withdrawn that are one or more years old.

Terminating the Benefit Protector

•	You may terminate the rider within 30 days of the first rider anniversary.

•	You may terminate the rider within 30 days of any rider anniversary beginning with the seventh rider anniversary.

•	The rider will terminate when you make a full withdrawal from the contract or when annuity payouts begin.

Example of the Benefit Protector

•	You purchase the contract with a payment of $100,000 and you and the annuitant are under age 70. You select MAV death benefit.

•	During the first contract year the contract value grows to $105,000. The MAV death benefit equals the contract value. You have not reached the first contract anniversary so the Benefit Protector does not provide any additional benefit at this time.

•	On the first contract anniversary the contract value grows to $110,000. The death benefit equals:

MAV death benefit (contract value):	$110,000
plus the Benefit Protector benefit which equals 40% of earnings at death (MAV death benefit minus payments not previously withdrawn): 0.40 × ($110,000 − $100,000) =	+4,000

Total death benefit of:	$114,000
• On the second contract anniversary the contract value falls to $105,000. The death benefit equals:
MAV death benefit (MAV):	$110,000
plus the Benefit Protector benefit (40% of earnings at death): 0.40 × ($110,000 − $100,000) =	+4,000

Total death benefit of:	$114,000
• During the third contract year the contract value remains at $105,000 and you request a partial withdrawal of $50,000, including the applicable 7% withdrawal charge. We will withdraw $10,500 from your contract value free of charge (10% of your prior anniversary’s contract value). The remainder of the withdrawal is subject to an 7% withdrawal charge because your payment is two years old, so we will withdraw $39,500 ($36,735 + $2,765 in withdrawal charges) from your contract value. Altogether, we will withdraw $50,000 and pay you $47,235. We calculate purchase payments not previously withdrawn as $100,000 − $45,000 = $55,000 (remember that $5,000 of the partial withdrawal is contract earnings). The death benefit equals:

MAV death benefit (MAV adjusted for partial withdrawals):	$57,619
plus the Benefit Protector benefit (40% of earnings at death): 0.40 × ($57,619 − $55,000) =	+1,048

Total death benefit of:	$58,667
• On the third contract anniversary the contract value falls to $40,000. The death benefit equals the death benefit during the third contract year. The reduction in contract value has no effect.
• On the ninth contract anniversary the contract value grows to a new high of $200,000. Earnings at death reaches its maximum of 250% of purchase payments not previously withdrawn that are one or more years old. The death benefit equals:

MAV death benefit (contract value):	$200,000
plus the Benefit Protector benefit (40% of earnings at death, up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old)	+55,000

Total death benefit of:	$255,000
• During the tenth contract year you make an additional purchase payment of $50,000. Your new contract value is now $250,000. The new purchase payment is less than one year old and so it has no effect on the Benefit Protector value. The death benefit equals:

MAV death benefit (contract value):	$250,000
plus the Benefit Protector benefit (40% of earnings at death, up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old)	+55,000

Total death benefit of:	$305,000

RIVERSOURCE PINNACLE VARIABLE ANNUITY — PROSPECTUS 35

• During the eleventh contract year the contract value remains $250,000 and the “new” purchase payment is one year old and the value of the Benefit Protector changes. The death benefit equals:
MAV death benefit (contract value):	$250,000
plus the Benefit Protector benefit which equals 40% of earnings at death (MAV death benefit minus payments not previously withdrawn): 0.40 × ($250,000 − $105,000) =	+58,000

Total death benefit of:	$308,000

If your spouse is the sole beneficiary and you die before the retirement date, your spouse may keep the contract as owner. Your spouse and the new annuitant will be subject to all the limitations and restrictions of the rider just as if they were purchasing a new contract. If your spouse and the new annuitant do not qualify for the rider on the basis of age we will terminate the rider. If they do qualify for the rider on the basis of age we will set the contract value equal to the death benefit that would otherwise have been paid and we will substitute this new contract value on the date of death for “purchase payments not previously withdrawn” used in calculating earnings at death. Your spouse also has the option of discontinuing the Benefit Protector Death Benefit Rider within 30 days of the date they elect to continue the contract.

NOTE: For special tax considerations associated with the Benefit Protector, see “Taxes.”

BENEFIT PROTECTOR PLUS DEATH BENEFIT RIDER (BENEFIT PROTECTOR PLUS)
The Benefit Protector Plus is intended to provide an additional benefit to your beneficiary to help offset expenses after your death such as funeral expenses or federal and state taxes. This is an optional benefit that you may select for an additional annual charge (see “Charges”). The Benefit Protector Plus provides reduced benefits if you or the annuitant are 70 or older at the rider effective date and it does not provide any additional benefit before the first rider anniversary and it does not provide any benefit beyond what is offered under the Benefit Protector rider during the second rider year (see “Taxes — Qualified Annuities — Required Minimum Distributions”). Be sure to discuss with your sales representative whether or not the Benefit Protector Plus is appropriate for your situation.

If this rider is available in your state and both you and the annuitant are 75 or younger at contract issue, you may choose to add the Benefit Protector Plus to your contract. You must elect the Benefit Protector Plus at the time you purchase your contract and your rider effective date will be the contract issue date. This rider is available only for purchase through a transfer, exchange or rollover from another annuity or life insurance policy. You may not select this rider if you select the Benefit Protector Rider. We reserve the right to discontinue offering the Benefit Protector Plus for new contracts.

Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract. Since the benefit paid by the rider is determined by the amount of earnings at death, the amount of the benefit paid may be reduced as a result of taking required minimum distributions. Be sure to discuss with your investment professional and tax advisor whether or not the Benefit Protector Plus is appropriate for your situation.

The Benefit Protector Plus provides that if you or the annuitant die after the first contract anniversary, but before annuity payouts begin, and while this contract is in force, we will pay the beneficiary:

•	the benefits payable under the Benefit Protector described above, plus:

•	a percentage of purchase payments made within 60 days of contract issue not previously withdrawn as follows:

	Percentage if you and the annuitant are	Percentage if you or the annuitant are
Contract year	under age 70 on the rider effective date	70 or older on the rider effective date

One and Two	0%	0%

Three and Four	10%	3.75%

Five or more	20%	7.5%

Another way to describe the benefits payable under the Benefit Protector Plus rider is as follows:

•	the applicable death benefit (see “Benefits in Case of Death”) plus:

	Percentage if you and the annuitant are under	Percentage if you or the annuitant are
Contract year	age 70 on the rider effective date, add . . .	70 or older on the rider effective date, add . . .

One	Zero	Zero

Two	40% × earnings at death (see above)	15% × earnings at death

Three and Four	40% × (earnings at death + 25% of initial purchase payment*)	15% × (earnings at death + 25% of initial purchase payment*)

Five or more	40% × (earnings at death + 50% of initial purchase payment*)	15% × (earnings at death + 50% of initial purchase payment*)

*	Initial purchase payments are payments made within 60 days of contract issue not previously withdrawn.

 36  RIVERSOURCE PINNACLE VARIABLE ANNUITY — PROSPECTUS

Terminating the Benefit Protector Plus

•	You may terminate the rider within 30 days of the first rider anniversary.

•	You may terminate the rider within 30 days of any rider anniversary beginning with the seventh rider anniversary.

•	The rider will terminate when you make a full withdrawal from the contract or when annuity payouts begin.

Example of the Benefit Protector Plus

•	You purchase the contract with a payment of $100,000 and you and the annuitant are under age 70. You select the MAV death benefit.

•	During the first contract year the contract value grows to $105,000. The death benefit equals MAV death benefit, which is the contract value, or $105,000. You have not reached the first contract anniversary so the Benefit Protector Plus does not provide any additional benefit at this time.

•	On the first contract anniversary the contract value grows to $110,000. You have not reached the second contract anniversary so the Benefit Protector Plus does not provide any additional benefit beyond what is provided by the Benefit Protector at this time. The death benefit equals:

MAV death benefit (contract value):	$110,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death (MAV death benefit minus payments not previously withdrawn): 0.40 × ($110,000 − $100,000) =	+4,000

Total death benefit of:	$114,000
• On the second contract anniversary the contract value falls to $105,000. The death benefit equals:
MAV death benefit (MAV):	$110,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death: 0.40 × ($110,000 − $100,000) =	+4,000
plus 10% of purchase payments made within 60 days of contract issue and not previously withdrawn: 0.10 × $100,000 =	+10,000

Total death benefit of:	$124,000
• During the third contract year the contract value remains at $105,000 and you request a partial withdrawal, including the applicable 7% withdrawal charge, of $50,000. We will withdraw $10,500 from your contract value free of charge (10% of your prior anniversary’s contract value). The remainder of the withdrawal is subject to an 7% withdrawal charge because your payment is two years old, so we will withdraw $39,500 ($36,735 + $2,765 in withdrawal charges) from your contract value. Altogether, we will withdraw $50,000 and pay you $47,235. We calculate purchase payments not previously withdrawn as $100,000 − $45,000 = $55,000 (remember that $5,000 of the partial withdrawal is contract earnings). The death benefit equals:

MAV death benefit (MAV adjusted for partial withdrawals):	$57,619
plus the Benefit Protector Plus benefit which equals 40% of earnings at death: 0.40 × ($57,619 − $55,000) =	+1,048
plus 10% of purchase payments made within 60 days of contract issue and not previously withdrawn: 0.10 × $55,000 =	+5,500

Total death benefit of:	$64,167
• On the third contract anniversary the contract value falls $40,000. The death benefit equals the death benefit paid during the third contract year. The reduction in contract value has no effect.
• On the ninth contract anniversary the contract value grows to a new high of $200,000. Earnings at death reaches its maximum of 250% of purchase payments not previously withdrawn that are one or more years old. Because we are beyond the fourth contract anniversary the Benefit Protector Plus also reaches its maximum of 20%. The death benefit equals:

MAV death benefit (contract value):	$200,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death, up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old	+55,000
plus 20% of purchase payments made within 60 days of contract issue and not previously withdrawn: 0.20 × $55,000 =	+11,000

Total death benefit of:	$266,000

RIVERSOURCE PINNACLE VARIABLE ANNUITY — PROSPECTUS 37

• During the tenth contract year you make an additional purchase payment of $50,000. Your new contract value is now $250,000. The new purchase payment is less than one year old and so it has no effect on the Benefit Protector Plus value. The death benefit equals:

MAV death benefit (contract value):	$250,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death, up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old	+55,000
plus 20% of purchase payments made within 60 days of contract issue and not previously withdrawn: 0.20 × $55,000 =	+11,000

Total death benefit of:	$316,000
• During the eleventh contract year the contract value remains $250,000 and the “new” purchase payment is one year old. The value of the Benefit Protector Plus remains constant. The death benefit equals:

MAV death benefit (contract value):	$250,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death (MAV death benefit minus payments not previously withdrawn): 0.40 × ($250,000 − $105,000) =	+58,000
plus 20% of purchase payments made within 60 days of contract issue and not previously withdrawn: 0.20 × $55,000 =	+11,000

Total death benefit of:	$319,000

If your spouse is sole beneficiary and you die before the retirement date, your spouse may keep the contract as owner with the contract value equal to the death benefit that would otherwise have been paid. We will then terminate the Benefit Protector Plus and substitute the applicable death benefit (see “Benefits in Case of Death”).

NOTE: for special tax considerations associated with the Benefit Protector Plus, see “Taxes.”

The Annuity Payout Period

As owner of the contract, you have the right to decide how and to whom annuity payouts will be made starting at the retirement date. You may select one of the annuity payout plans outlined below, or we may mutually agree on other payout arrangements. We do not deduct any withdrawal charges under the payout plans listed below, except under annuity payout Plan E.

You also decide whether we will make annuity payouts on a fixed or variable basis, or a combination of fixed and variable. The amount available to purchase payouts under the plan you select is the contract value on your retirement date after any rider charges have been deducted, plus any positive or negative MVA (less any applicable premium tax). Additionally, we currently allow you to use part of the amount available to purchase payouts, leaving any remaining contract value to accumulate on a tax-deferred basis. If you select a variable annuity payout, we reserve the right to limit the number of subaccounts in which you may invest. The GPAs are not available during this payout period.

Amounts of fixed and variable payouts depend on:

•	the annuity payout plan you select;

•	the annuitant’s age and, in most cases, sex;

•	the annuity table in the contract; and

•	the amounts you allocated to the accounts at settlement.

In addition, for variable annuity payouts only, amounts depend on the investment performance of the subaccounts you select. These payouts will vary from month to month because the performance of the funds will fluctuate. Fixed payouts remain the same from month to month.

For information with respect to transfers between accounts after annuity payouts begin (see “Making the Most of Your Contract — Transfer policies”).

ANNUITY TABLES
The annuity tables in your contract (Table A and Table B) show the amount of the monthly payout for each $1,000 of contract value according to the age and, when applicable, the annuitant’s sex. (Where required by law, we will use a unisex table of settlement rates.)

Table A shows the amount of the first monthly variable annuity payout assuming that the contract value is invested at the beginning of the annuity payout period and earns a 5% rate of return, which is reinvested and helps to support future payouts.

 38  RIVERSOURCE PINNACLE VARIABLE ANNUITY — PROSPECTUS

If you ask us at least 30 days before the retirement date, we will substitute an annuity table based on an assumed 3.5% investment rate for the 5% Table A in the contract. The assumed investment rate affects both the amount of the first payout and the extent to which subsequent payouts increase or decrease. For example, annuity payouts will increase if the investment return is above the assumed investment rate and payouts will decrease if the return is below the assumed investment rate. Using a 5% assumed interest rate results in a higher initial payout, but later payouts will increase more slowly when annuity unit values rise and decrease more rapidly when they decline.

Table B shows the minimum amount of each fixed annuity payout. We declare current payout rates that we use in determining the actual amount of your fixed annuity payout. The current payout rates will equal or exceed the guaranteed payout rates shown in Table B. We will furnish these rates to you upon request.

ANNUITY PAYOUT PLANS
You may choose any one of these annuity payout plans by giving us written instructions at least 30 days before contract values are used to purchase the payout plan. Generally, you may select one of the Plans A through E below or another plan agreed to by us.

•	Plan A – Life annuity — no refund: We make monthly payouts until the annuitant’s death. Payouts end with the last payout before the annuitant’s death. We will not make any further payouts. This means that if the annuitant dies after we made only one monthly payout, we will not make any more payouts.

•	Plan B – Life annuity with five, ten or 15 years certain: We make monthly payouts for a guaranteed payout period of five, ten or 15 years that you elect. This election will determine the length of the payout period to the beneficiary if the annuitant should die before the elected period expires. We calculate the guaranteed payout period from the retirement date. If the annuitant outlives the elected guaranteed payout period, we will continue to make payouts until the annuitant’s death.

•	Plan C – Life annuity — installment refund: We make monthly payouts until the annuitant’s death, with our guarantee that payouts will continue for some period of time. We will make payouts for at least the number of months determined by dividing the amount applied under this option by the first monthly payout, whether or not the annuitant is living.

•	Plan D – Joint and last survivor life annuity — no refund: We make monthly payouts while both the annuitant and a joint annuitant are living. If either annuitant dies, we will continue to make monthly payouts at the full amount until the death of the surviving annuitant. Payouts end with the death of the second annuitant.

•	Plan E: Payouts for a specified period: We make monthly payouts for a specific payout period of ten to 30 years that you elect. We will make payouts only for the number of years specified whether the annuitant is living or not. Depending on the selected time period, it is foreseeable that an annuitant can outlive the payout period selected. During the payout period, you can elect to have us determine the present value of any remaining variable payouts and pay it to you in a lump sum. We determine the present value of the remaining annuity payouts which are assumed to remain level at the initial payout. The discount rate we use in the calculation is 5.17% for the assumed investment return of 3.5% and 6.67% for the assumed investment return of 5.0%. (See “Charges — Withdrawal charge under Annuity Payout Plan E.”) A 10% IRS penalty tax could apply if you take a withdrawal. (See “Taxes.”)

Annuity payout plan requirements for qualified annuities: If your contract is a qualified annuity, you must select a payout plan as of the retirement date set forth in your contract. You have the responsibility for electing a payout plan under your contract that complies with applicable law. Your contract describes your payout plan options. The options will meet certain IRS regulations governing RMDs if the payout plan meets the incidental distribution benefit requirements, if any, and the payouts are made:

•	in equal or substantially equal payments over a period not longer than your life expectancy, or over the joint life expectancy of you and your designated beneficiary; or

•	over a period certain not longer than your life expectancy or over the joint life expectancy of you and your designated beneficiary.

If we do not receive instructions: You must give us written instructions for the annuity payouts at least 30 days before the annuitant’s retirement date. If you do not, we will make payouts under Plan B, with 120 monthly payouts guaranteed.

If monthly payouts would be less than $20: We will calculate the amount of monthly payouts at the time the contract value is used to purchase a payout plan. If the calculations show that monthly payouts would be less than $20, we have the right to pay the contract value to the owner in a lump sum or to change the frequency of the payouts.

Death after annuity payouts begin: If you or the annuitant die after annuity payouts begin, we will pay any amount payable to the beneficiary as provided in the annuity payout plan in effect.

RIVERSOURCE PINNACLE VARIABLE ANNUITY — PROSPECTUS 39

Taxes

Under current law, your contract has a tax-deferral feature. Generally, this means you do not pay income tax until there is a taxable distribution (or deemed distribution) from the contract. We will send a tax information reporting form for any year in which we made a taxable or reportable distribution according to our records.

NONQUALIFIED ANNUITIES
Generally, only the increase in the value of a non-qualified annuity contract over the investment in the contract is taxable. Certain exceptions apply. Federal tax law requires that all nonqualified deferred annuity contracts issued by the same company (and possibly its affiliates) to the same owner during a calendar year be taxed as a single, unified contract when distributions are taken from any one of those contracts.

Annuity payouts: Generally, unlike withdrawals described below, the taxation of annuity payouts are subject to exclusion ratios, i.e. in most cases, a portion of each payout will be ordinary income and subject to tax, and a portion of each payout will be considered a return of part of your investment in the contract and will not be taxed. All amounts you receive after your investment in the contract is fully recovered will be subject to tax. Under Annuity Payout Plan A: Life annuity — no refund, where the annuitant dies before your investment in the contract is fully recovered, the remaining portion of the unrecovered investment may be available as a federal income tax deduction to the owner for the last taxable year. Under all other annuity payout plans, where the annuity payouts end before your investment in the contract is fully recovered, the remaining portion of the unrecovered investment may be available as a federal income tax deduction to the taxpayer for the tax year in which the payouts end. (See “The Annuity Payout Period — Annuity Payout Plans.”)

Beginning in 2011, federal tax law permits taxpayers to annuitize a portion of their nonqualified annuity while leaving the remaining balance to continue to grow tax-deferred. Under the new partial annuitization rules, the portion annuitized must be received as an annuity for a period of 10 years or more, or for the lives of one or more individuals. If this requirement is met, the annuitized portion and the tax-deferred balance will generally be treated as two separate contracts for income tax purposes only. If a contract is partially annuitized, the investment in the contract is allocated between the deferred and the annuitized portions on a pro rata basis.

Withdrawals: Generally, if you withdraw all or part of your nonqualified annuity before your annuity payouts begin, including withdrawals under any optional withdrawal benefit rider, your withdrawal will be taxed to the extent that the contract value immediately before the withdrawal exceeds the investment in the contract. Different rules may apply if you exchange another contract into this contract.

You also may have to pay a 10% IRS penalty for withdrawals of taxable income you make before reaching age 59 1/2 unless certain exceptions apply.

Withholding: If you receive taxable income as a result of an annuity payout or withdrawal, including withdrawals under any optional withdrawal benefit rider, we may deduct federal, and in some cases state withholding against the payment. Any withholding represents a prepayment of your tax due for the year. You take credit for these amounts on your annual income tax return. As long as you have provided us with a valid Social Security Number or Taxpayer Identification Number, and you have a valid U.S. address, you may be able to elect not to have any withholding occur.

If the payment is part of an annuity payout plan, we generally compute the amount of federal income tax withholding using payroll tables. You may provide us with a statement of how many exemptions to use in calculating the withholding. If the distribution is any other type of payment (such as partial or full withdrawal) we compute federal income tax withholding using 10% of the taxable portion.

The federal income tax withholding requirements differ if we deliver payment outside the United States or you are a non-resident alien.

Some states also may impose income tax withholding requirements similar to the federal withholding described above. If this should be the case, we may deduct state income tax withholding from the payment.

Death benefits to beneficiaries: The death benefit under a nonqualified contract is not exempt from estate (federal or state) taxes. In addition, for income tax purposes, any amount your beneficiary receives that exceeds the investment in the contract is taxable as ordinary income to the beneficiary in the year he or she receives the payments. (See also “Benefits in Case of Death — If You Die Before the Retirement Start Date”).

Net Investment Income Tax (also known as Medicare contribution tax): Effective for taxable years beginning on or after January 1, 2013, certain high-income individuals (as well as estates and trusts) are subject to a new 3.8% net investment income tax (as an addition to income taxes). For individuals, the 3.8% tax applies to the lesser of (1) the amount by which the taxpayer’s modified adjusted gross income exceeds $200,000 ($250,000 for married filing jointly and surviving spouses;

 40  RIVERSOURCE PINNACLE VARIABLE ANNUITY — PROSPECTUS

$125,000 for married filing separately) or (2) the taxpayer’s “net investment income.” Net investment income includes taxable income from nonqualified annuities. Annuity holders are advised to consult their tax advisor regarding the possible implications of this additional tax.

Annuities owned by corporations, partnerships or irrevocable trusts: For nonqualified annuities, any annual increase in the value of annuities held by such entities (nonnatural persons) generally will be treated as ordinary income received during that year. However, if the trust was set up for the benefit of a natural person(s) only, the income may remain tax-deferred until withdrawn or paid out.

Penalties: If you receive amounts from your nonqualified annuity before reaching age 59 1/2, you may have to pay a 10% IRS penalty on the amount includable in your ordinary income. However, this penalty will not apply to any amount received:

•	because of your death or in the event of nonnatural ownership, the death of the annuitant;

•	because you become disabled (as defined in the Code);

•	if the distribution is part of a series of substantially equal periodic payments, made at least annually, over your life or life expectancy (or joint lives or life expectancies of you and your beneficiary);

•	if it is allocable to an investment before Aug. 14, 1982; or

•	if annuity payouts are made under immediate annuities as defined by the Code.

Transfer of ownership: Generally, if you transfer ownership of a nonqualified annuity without receiving adequate consideration, the transfer may be taxed as a withdrawal for federal income tax purposes. If the transfer is a currently taxable event for income tax purposes, the original owner will be taxed on the amount of deferred earnings at the time of the transfer and also may be subject to the 10% IRS penalty discussed earlier. In this case, the new owner’s investment in the contract will be equal to the investment in the contract at the time of the transfer plus any earnings included in the original owner’s taxable income as a result of the transfer. In general, this rule does not apply to transfers between spouses or former spouses. Similar rules apply if you transfer ownership for full consideration. Please consult your tax advisor for further details.

1035 Exchanges: Section 1035 of the Code permits nontaxable exchanges of certain insurance policies, endowment contracts, annuity contracts and qualified long-term care insurance contracts, while providing for continued tax deferral of earnings. In addition, Section 1035 permits the carryover of the investment in the contract from the old policy or contract to the new policy or contract. In a 1035 exchange one policy or contract is exchanged for another policy or contract. The following are nontaxable exchanges: (1) the exchange of a life insurance policy for another life insurance policy or for an endowment, annuity or qualified long-term care insurance contract, (2) the exchange of an endowment contract for an annuity contract, or for an endowment contract under which payments will begin no later than payments would have begun under the contract exchanged, (3) the exchange of an annuity contract for another annuity contract or for a qualified long-term insurance contract, and (4) the exchange of a qualified long-term care insurance contract for a qualified long-term care insurance contract. Additionally, other tax rules may apply. However, if the insurance policy has an outstanding loan, there may be tax consequences. Depending on the issue date of your original policy or contract, there may be tax or other benefits that are given up to gain the benefits of the new policy or contract. Consider whether the features and benefits of the new policy or contract outweigh any tax or other benefits of the old contract.

For a partial exchange of an annuity contract for another annuity contract, the 1035 exchange is generally tax-free. The investment in the original contract and the earnings on the contract will be allocated proportionately between the original and new contracts. However, per IRS Revenue Procedure 2011-38, if withdrawals are taken from either contract within the 180-day period following an exchange, the IRS will apply general tax principles to determine the appropriate tax treatment of the exchange and subsequent withdrawal. As a result, there may be unexpected tax consequences. You should consult your tax advisor before taking any withdrawal from either contract during the 180-day period following a partial exchange. Different IRS limitations on withdrawals apply to partial exchanges completed prior to October 24, 2011.

Assignment: If you assign or pledge your contract as collateral for a loan, earnings on purchase payments you made after Aug. 13, 1982 will be taxed as a deemed distribution and you may have to pay a 10% IRS penalty.

QUALIFIED ANNUITIES
Adverse tax consequences may result if you do not ensure that contributions, distributions and other transactions under the contract comply with the law. Qualified annuities have minimum distribution rules that govern the timing and amount of distributions. You should refer to your retirement plan’s Summary Plan Description, your IRA disclosure statement, or consult a tax advisor for additional information about the distribution rules applicable to your situation.

When you use your contract to fund a retirement plan or IRA that is already tax-deferred under the Code, the contract will not provide any necessary or additional tax deferral. If your contract is used to fund an employer sponsored plan, your right to benefits may be subject to the terms and conditions of the plan regardless of the terms of the contract.

RIVERSOURCE PINNACLE VARIABLE ANNUITY — PROSPECTUS 41

Annuity payouts: Under a qualified annuity, except a Roth IRA, Roth 401(k) or Roth 403(b), the entire payout generally is includable as ordinary income and is subject to tax unless: (1) the contract is an IRA to which you made non-deductible contributions; or (2) you rolled after-tax dollars from a retirement plan into your IRA; or (3) the contract is used to fund a retirement plan and you or your employer have contributed after-tax dollars.

Annuity payouts from Roth IRAs: In general, the entire payout from a Roth IRA can be free from income and penalty taxes if you have attained age 59 1/2 and meet the five year holding period.

Withdrawals: Under a qualified annuity, except a Roth IRA, Roth 401(k) or Roth 403(b), the entire withdrawal will generally be includable as ordinary income and is subject to tax unless: (1) the contract is an IRA to which you made non-deductible contributions; or (2) you rolled after-tax dollars from a retirement plan into your IRA; or (3) the contract is used to fund a retirement plan and you or your employer have contributed after-tax dollars.

Withdrawals from Roth IRAs: In general, the entire payout from a Roth IRA can be free from income and penalty taxes if you have attained age 59 1/2 and meet the five year holding period.

Required Minimum Distributions: Retirement plans (except for Roth IRAs) are subject to required withdrawals called required minimum distributions (“RMDs”) beginning at age 70 1/2. RMDs are based on the fair market value of your contract at year-end divided by the life expectancy factor. Certain death benefits and optional riders may be considered in determining the fair market value of your contract for RMD purposes. This may cause your RMD to be higher. Inherited IRAs (including inherited Roth IRAs) are subject to special required minimum distribution rules. You should consult your tax advisor prior to making a purchase for an explanation of the potential tax implications to you.

Withholding for IRAs, Roth IRAs, SEPs and SIMPLE IRAs: If you receive taxable income as a result of an annuity payout or a withdrawal, including withdrawals under any optional withdrawal benefit rider, we may deduct withholding against the payment. Any withholding represents a prepayment of your tax due for the year. You take credit for these amounts on your annual income tax return. As long as you have provided us with a valid Social Security Number or Taxpayer Identification Number, you can elect not to have any withholding occur.

If the payment is part of an annuity payout plan, we generally compute the amount of federal income tax withholding using payroll tables. You may provide us with a statement of how many exemptions to use in calculating the withholding. If the distribution is any other type of payment (such as a partial or full withdrawal) we compute federal income tax withholding using 10% of the taxable portion.

The federal income tax withholding requirements differ if we deliver payment outside the United States or you are a non-resident alien.

Some states also may impose income tax withholding requirements similar to the federal withholding described above. If this should be the case, we may deduct state income tax withholding from the payment.

Withholding for all other qualified annuities: If you receive directly all or part of the contract value from a qualified annuity, mandatory 20% federal income tax withholding (and possibly state income tax withholding) generally will be imposed at the time the payout is made from the plan. Any withholding represents a prepayment of your tax due for the year. You take credit for these amounts on your annual income tax return. This mandatory withholding will not be imposed if instead of receiving the distribution check, you elect to have the distribution rolled over directly to an IRA or another eligible plan. Payments made to a surviving spouse instead of being directly rolled over to an IRA are also subject to mandatory 20% income tax withholding.

In the below situations, the distribution is subject to an optional 10% withholding instead of the mandatory 20% withholding. We will withhold 10% of the distribution amount unless you elect otherwise.

•	the payout is one in a series of substantially equal periodic payouts, made at least annually, over your life or life expectancy (or the joint lives or life expectancies of you and your designated beneficiary) or over a specified period of 10 years or more;

•	the payout is a RMD as defined under the Code;

•	the payout is made on account of an eligible hardship; or

•	the payout is a corrective distribution.

State withholding also may be imposed on taxable distributions.

Penalties: If you receive amounts from your qualified contract before reaching age 59 1/2, you may have to pay a 10% IRS penalty on the amount includable in your ordinary income. However, this penalty generally will not apply to any amount received:

•	because of your death;

 42  RIVERSOURCE PINNACLE VARIABLE ANNUITY — PROSPECTUS

•	because you become disabled (as defined in the Code);

•	if the distribution is part of a series of substantially equal periodic payments made at least annually, over your life or life expectancy (or joint lives or life expectancies of you and your beneficiary);

•	if the distribution is made following severance from employment during the calendar year in which you attain age 55 (TSAs and annuities funding 401(a) plans only);

•	to pay certain medical or education expenses (IRAs only); or

•	if the distribution is made from an inherited IRA.

Death benefits to beneficiaries: The entire death benefit generally is taxable as ordinary income to the beneficiary in the year he/she receives the payments from the qualified annuity. If you made non-deductible contributions to a traditional IRA, the portion of any distribution from the contract that represents after-tax contributions is not taxable as ordinary income to your beneficiary. You are responsible for keeping all records tracking your non-deductible contributions to an IRA. Death benefits under a Roth IRA generally are not taxable as ordinary income to the beneficiary if certain distribution requirements are met. (See also “Benefits in Case of Death — If you Die Before the Retirement Date”).

Change of retirement plan type: IRS regulations allow for rollovers of certain retirement plan distributions. In some circumstances, you may be able to have an intra-contract rollover, keeping the same features and conditions. If the annuity contract you have does not support an intra-contract rollover, you are able to request an IRS approved rollover to another annuity contract or other investment product that you choose. If you choose another annuity contract or investment product, you will be subject to new rules, including a new withdrawal charge schedule for an annuity contract, or other product rules as applicable.

Assignment: You may not assign or pledge your qualified contract as collateral for a loan.

OTHER
Special considerations if you select any optional rider: As of the date of this prospectus, we believe that charges related to these riders are not subject to current taxation. Therefore, we will not report these charges as partial withdrawals from your contract. However, the IRS may determine that these charges should be treated as partial withdrawals subject to taxation to the extent of any gain as well as the 10% tax penalty for withdrawals before the age of 59 1/2, if applicable.

We reserve the right to report charges for these riders as partial withdrawals if we, as a withholding and reporting agent, believe that we are required to report them. In addition, we will report any benefits attributable to these riders on the death of you or the annuitant as an annuity death benefit distribution, not as proceeds from life insurance.

Important: Our discussion of federal tax laws is based upon our understanding of current interpretations of these laws. Federal tax laws or current interpretations of them may change. For this reason and because tax consequences are complex and highly individual and cannot always be anticipated, you should consult a tax advisor if you have any questions about taxation of your contract.

RiverSource Life’s tax status: We are taxed as a life insurance company under the Code. For federal income tax purposes, the subaccounts are considered a part of our company, although their operations are treated separately in accounting and financial statements. Investment income is reinvested in the fund in which each subaccount invests and becomes part of that subaccount’s value. This investment income, including realized capital gains, is not subject to any withholding for federal or state income taxes. We reserve the right to make such a charge in the future if there is a change in the tax treatment of variable annuities or in our tax status as we then understand it.

Tax qualification: We intend that the contract qualify as an annuity for federal income tax purposes. To that end, the provisions of the contract are to be interpreted to ensure or maintain such tax qualification, in spite of any other provisions of the contract. We reserve the right to amend the contract to reflect any clarifications that may be needed or are appropriate to maintain such qualification or to conform the contract to any applicable changes in the tax qualification requirements. We will send you a copy of any amendments.

Voting Rights

As a contract owner with investments in the subaccounts, you may vote on important fund policies until annuity payouts begin. Once they begin, the person receiving them has voting rights. We will vote fund shares according to the instructions of the person with voting rights.

Before annuity payouts begin, the number of votes you have is determined by applying your percentage interest in each subaccount to the total number of votes allowed to the subaccount.

RIVERSOURCE PINNACLE VARIABLE ANNUITY — PROSPECTUS 43

After annuity payouts begin, the number of votes you have is equal to:

•	the reserve held in each subaccount for your contract; divided by

•	the net asset value of one share of the applicable fund.

As we make annuity payouts, the reserve for the contract decreases; therefore, the number of votes also will decrease.

We calculate votes separately for each subaccount. We will send notice of shareholders’ meetings, proxy materials and a statement of the number of votes to which the voter is entitled. We will vote shares for which we have not received instructions in the same proportion as the votes for which we received instructions. We also will vote the shares for which we have voting rights in the same proportion as the votes for which we received instructions.

Substitution of Investments

We may substitute the funds in which the subaccounts invest if:

•	laws or regulations change;

•	the existing funds become unavailable; or

•	in our judgment, the funds no longer are suitable (or are not the most suitable) for the subaccounts.

If any of these situations occur, and if we believe it is in the best interest of persons having voting rights under the contract, we have the right to substitute a fund currently listed in this prospectus (existing fund) for another fund (new fund). The new fund may have higher fees and/or operating expenses than the existing fund. Also, the new fund may have investment objectives and policies and/or investment advisers which differ from the existing fund.

We may also:

•	add new subaccounts;

•	combine any two or more subaccounts;

•	transfer assets to and from the subaccounts or the variable account; and

•	eliminate or close any subaccounts.

We will notify you of any substitution or change. If we notify you that a subaccount will be eliminated or closed, you will have a certain period of time to tell us where to reallocate purchase payments or contract value currently allocated to that subaccount. If we do not receive your reallocation instructions by the due date, we automatically will reallocate to the subaccount investing in the Columbia Variable Portfolio — Cash Management Fund (Class 3). You may then transfer this reallocated amount in accordance with the transfer provisions of your contract (see “Transferring Between Accounts” above).

In the event of substitution or any of these changes, we may amend the contract and take whatever action is necessary and appropriate without your consent or approval. However, we will not make any substitution or change without the necessary approval of the SEC and state insurance departments.

About the Service Providers

PRINCIPAL UNDERWRITER
RiverSource Distributors, Inc. (“RiverSource Distributors”), our affiliate, serves as the principal underwriter of the contract. Its offices are located at 70100 Ameriprise Financial Center, Minneapolis, MN 55474. RiverSource Distributors is a wholly-owned subsidiary of Ameriprise Financial, Inc.

Although we no longer offer the contract for sale, you may continue to make purchase payments if permitted under the terms of your contract. We pay commissions to an affiliated selling firm of up to 6.00% as well as service/trail commissions of up to 0.75% based on annual total contract value for as long as the contract remains in effect. We also may pay an additional sales commission of up to 1.00% of purchase payments for a period of time we select. These commissions do not change depending on which subaccounts you choose to allocate your purchase payments.

From time to time and in accordance with applicable laws and regulations, we may also pay or provide the selling firm with various cash and non-cash promotional incentives including, but not limited to bonuses, short-term sales incentive payments, marketing allowances, costs associated with sales conferences and educational seminars and sales recognition awards.

A portion of the payments made to the selling firm may be passed on to its sales representatives in accordance with its internal compensation programs. Those programs may also include other types of cash and non-cash compensation and other benefits.

Ask your sales representative for further information about what your sales representative and the selling firm for which he or she works may receive in connection with your contract.

 44  RIVERSOURCE PINNACLE VARIABLE ANNUITY — PROSPECTUS

We pay the commissions and other compensation described above from our assets. Our assets include:

•	revenues we receive from fees and expenses that you will pay when buying, owning and making a withdrawal from the contract (see “Expense Summary”);

•	compensation we or an affiliate receive from the underlying funds in the form of distribution and services fees (see “The Variable Account and the Funds — The funds”);

•	compensation we or an affiliate receive from a fund’s investment adviser, subadviser, distributor or an affiliate of any of these (see “The Variable Account and the Funds — The funds”); and

•	revenues we receive from other contracts and policies we sell that are not securities and other businesses we conduct.

You do not directly pay the commissions and other compensation described above as the result of a specific charge or deduction under the contract. However, you may pay part of all of the commissions and other compensation described above indirectly through:

•	fees and expenses we collect from contract owners, including withdrawal charges; and

•	fees and expenses charged by the underlying funds in which the subaccounts you select invest, to the extent we or one of our affiliates receive revenue from the funds or an affiliated person.

ISSUER
RiverSource Life issues the contracts. We are located at 70100 Ameriprise Financial Center, Minneapolis, MN 55474 and are a wholly-owned subsidiary of Ameriprise Financial, Inc.

We conduct a conventional life insurance business. We are licensed to do business in 49 states, the District of Columbia and American Samoa. Our primary products currently include fixed and variable annuity contracts and life insurance policies.

LEGAL PROCEEDINGS
Life insurance companies have been the subject of increasing regulatory, legislative and judicial scrutiny. Numerous state and federal regulatory agencies have commenced examinations and other inquiries of insurance companies regarding sales and marketing practices (including sales to older consumers and disclosure practices), claims handling, and unclaimed property and escheatment practices and procedures. With regard to an industry-wide investigation of unclaimed property and escheatment practices and procedures, RiverSource Life is responding to regulatory audits, market conduct examinations and other inquiries (including inquiries from the State of Minnesota). RiverSource Life has cooperated with and will continue to cooperate with the applicable regulators regarding their inquiries.

RiverSource Life is involved in the normal course of business in a number of other legal and arbitration proceedings concerning matters arising in connection with the conduct of its business activities. RiverSource Life believes that it is not a party to, nor are any of its properties the subject of, any pending legal, arbitration or regulatory proceedings that would have a material adverse effect on its consolidated financial condition, results of operations or liquidity. However, it is possible that the outcome of any such proceedings could have a material adverse impact on results of operations in any particular reporting period as the proceedings are resolved.

Additional Information

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
RiverSource Life is incorporating by reference in this prospectus information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information that we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC automatically will update and supersede this information. The Annual Report on Form 10-K of RiverSource Life Insurance Company for the year ended December 31, 2012, File No. 33-28976, that we previously filed with the SEC under the Securities Exchange Act of 1934 (1934 Act) is incorporated by reference into this prospectus, as well as all of our subsequent annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC under the 1934 Act. To access this document, see “SEC Filings” under “Investors Relations” on our website at www.ameriprise.com.

RiverSource Life will furnish you without charge a copy of any or all of the documents incorporated by reference into this prospectus, including any exhibits to such documents which have been specifically incorporated by reference. We will do so upon receipt of your written or oral request. You can contact RiverSource Life at the telephone number and address listed on the first page of this prospectus.

AVAILABLE INFORMATION
This prospectus is part of a registration statement we file with the SEC. Additional information on RiverSource Life and on this offering is available in the registration statement. You can obtain copies of these materials at the SEC’s Public Reference

RIVERSOURCE PINNACLE VARIABLE ANNUITY — PROSPECTUS 45

Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. In addition to this prospectus, the SAI and information about the contract, information incorporated by reference is available on the EDGAR Database on the SEC’s Internet site at (http://www.sec.gov).

INDEMNIFICATION
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (Securities Act) may be permitted to directors and officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

 46  RIVERSOURCE PINNACLE VARIABLE ANNUITY — PROSPECTUS

Appendix: Condensed Financial Information (Unaudited)

The following tables give per-unit information about the financial history of each subaccount. The date in which operations commenced in each subaccount is noted in parentheses. We have not provided this information for subaccounts that were not available under your contract as of Dec. 31, 2012.

Variable account charges of 1.15% of the daily net assets of the variable account.
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

Columbia Variable Portfolio – Balanced Fund (Class 3) (11/11/1999)
Accumulation unit value at beginning of period	$1.14	$1.13	$1.01	$0.82	$1.19	$1.18	$1.05	$1.02	$0.94	$0.79
Accumulation unit value at end of period	$1.29	$1.14	$1.13	$1.01	$0.82	$1.19	$1.18	$1.05	$1.02	$0.94
Number of accumulation units outstanding at end of period (000 omitted)	26	26	26	84	85	85	121	121	122	122

Columbia Variable Portfolio – Cash Management Fund (Class 3) (11/11/1999)
Accumulation unit value at beginning of period	$1.13	$1.15	$1.16	$1.17	$1.16	$1.12	$1.08	$1.07	$1.07	$1.08
Accumulation unit value at end of period	$1.12	$1.13	$1.15	$1.16	$1.17	$1.16	$1.12	$1.08	$1.07	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	477	734	815	827	835	334	460	205	64	72

Columbia Variable Portfolio – Diversified Bond Fund (Class 3) (11/11/1999)
Accumulation unit value at beginning of period	$1.59	$1.51	$1.41	$1.25	$1.35	$1.30	$1.26	$1.24	$1.20	$1.17
Accumulation unit value at end of period	$1.69	$1.59	$1.51	$1.41	$1.25	$1.35	$1.30	$1.26	$1.24	$1.20
Number of accumulation units outstanding at end of period (000 omitted)	439	507	618	1,984	2,091	2,204	1,771	120	127	31

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3) (11/11/1999)
Accumulation unit value at beginning of period	$1.50	$1.60	$1.39	$1.10	$1.87	$1.75	$1.48	$1.32	$1.13	$0.81
Accumulation unit value at end of period	$1.69	$1.50	$1.60	$1.39	$1.10	$1.87	$1.75	$1.48	$1.32	$1.13
Number of accumulation units outstanding at end of period (000 omitted)	2,629	3,304	3,550	4,693	4,712	4,137	4,535	2,962	25	25

Columbia Variable Portfolio – High Yield Bond Fund (Class 3) (11/11/1999)
Accumulation unit value at beginning of period	$1.81	$1.74	$1.54	$1.01	$1.37	$1.36	$1.24	$1.21	$1.10	$0.89
Accumulation unit value at end of period	$2.08	$1.81	$1.74	$1.54	$1.01	$1.37	$1.36	$1.24	$1.21	$1.10
Number of accumulation units outstanding at end of period (000 omitted)	339	422	479	545	699	822	930	672	157	81

Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.09	$1.05	$0.90	$0.73	$1.29	$1.26	$1.11	$1.06	$1.00	—
Accumulation unit value at end of period	$1.23	$1.09	$1.05	$0.90	$0.73	$1.29	$1.26	$1.11	$1.06	—
Number of accumulation units outstanding at end of period (000 omitted)	1,217	1,775	2,312	2,486	2,481	2,441	2,749	3,138	1,827	—

Columbia Variable Portfolio – Select Smaller-Cap Value Fund (Class 3) (11/11/1999)
Accumulation unit value at beginning of period	$1.53	$1.69	$1.35	$0.98	$1.61	$1.70	$1.54	$1.49	$1.27	$0.87
Accumulation unit value at end of period	$1.78	$1.53	$1.69	$1.35	$0.98	$1.61	$1.70	$1.54	$1.49	$1.27
Number of accumulation units outstanding at end of period (000 omitted)	15	15	15	16	16	16	19	19	20	27

Fidelity® VIP Balanced Portfolio Service Class (11/11/1999)
Accumulation unit value at beginning of period	$1.25	$1.32	$1.13	$0.83	$1.27	$1.18	$1.07	$1.02	$0.98	$0.84
Accumulation unit value at end of period	$1.42	$1.25	$1.32	$1.13	$0.83	$1.27	$1.18	$1.07	$1.02	$0.98
Number of accumulation units outstanding at end of period (000 omitted)	2	4	4	18	41	43	46	50	55	65

Fidelity® VIP Growth & Income Portfolio Service Class (11/11/1999)
Accumulation unit value at beginning of period	$1.00	$1.00	$0.88	$0.70	$1.22	$1.10	$0.98	$0.93	$0.89	$0.72
Accumulation unit value at end of period	$1.17	$1.00	$1.00	$0.88	$0.70	$1.22	$1.10	$0.98	$0.93	$0.89
Number of accumulation units outstanding at end of period (000 omitted)	83	86	92	135	116	228	248	198	181	157

Fidelity® VIP Growth Portfolio Service Class (11/11/1999)
Accumulation unit value at beginning of period	$0.85	$0.86	$0.70	$0.55	$1.06	$0.85	$0.80	$0.77	$0.75	$0.57
Accumulation unit value at end of period	$0.96	$0.85	$0.86	$0.70	$0.55	$1.06	$0.85	$0.80	$0.77	$0.75
Number of accumulation units outstanding at end of period (000 omitted)	119	113	110	103	94	114	99	117	108	191

Fidelity® VIP Mid Cap Portfolio Service Class (11/11/1999)
Accumulation unit value at beginning of period	$3.24	$3.67	$2.89	$2.09	$3.49	$3.06	$2.74	$2.35	$1.90	$1.39
Accumulation unit value at end of period	$3.68	$3.24	$3.67	$2.89	$2.09	$3.49	$3.06	$2.74	$2.35	$1.90
Number of accumulation units outstanding at end of period (000 omitted)	70	73	90	120	132	170	211	226	250	268

FTVIPT Franklin Small Cap Value Securities Fund – Class 2 (11/11/1999)
Accumulation unit value at beginning of period	$2.55	$2.68	$2.11	$1.65	$2.50	$2.59	$2.24	$2.08	$1.70	$1.30
Accumulation unit value at end of period	$2.98	$2.55	$2.68	$2.11	$1.65	$2.50	$2.59	$2.24	$2.08	$1.70
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—

FTVIPT Franklin Small-Mid Cap Growth Securities Fund – Class 2 (11/11/1999)
Accumulation unit value at beginning of period	$1.25	$1.33	$1.05	$0.74	$1.31	$1.19	$1.11	$1.07	$0.97	$0.71
Accumulation unit value at end of period	$1.37	$1.25	$1.33	$1.05	$0.74	$1.31	$1.19	$1.11	$1.07	$0.97
Number of accumulation units outstanding at end of period (000 omitted)	105	126	137	178	256	345	421	465	481	495

RIVERSOURCE PINNACLE VARIABLE ANNUITY — PROSPECTUS 47

Variable account charges of 1.15% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

FTVIPT Mutual Shares Securities Fund – Class 2 (11/11/1999)
Accumulation unit value at beginning of period	$1.60	$1.64	$1.49	$1.20	$1.92	$1.88	$1.61	$1.47	$1.32	$1.07
Accumulation unit value at end of period	$1.81	$1.60	$1.64	$1.49	$1.20	$1.92	$1.88	$1.61	$1.47	$1.32
Number of accumulation units outstanding at end of period (000 omitted)	313	334	421	439	498	532	713	655	587	281

FTVIPT Templeton Foreign Securities Fund – Class 2 (11/11/1999)
Accumulation unit value at beginning of period	$1.26	$1.42	$1.33	$0.98	$1.66	$1.46	$1.21	$1.11	$0.95	$0.73
Accumulation unit value at end of period	$1.47	$1.26	$1.42	$1.33	$0.98	$1.66	$1.46	$1.21	$1.11	$0.95
Number of accumulation units outstanding at end of period (000 omitted)	38	38	39	67	117	100	102	122	97	102

Invesco V.I. American Franchise Fund, Series I Shares (04/27/2012)
Accumulation unit value at beginning of period	$1.00	—	—	—	—	—	—	—	—	—
Accumulation unit value at end of period	$0.97	—	—	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	70	—	—	—	—	—	—	—	—	—

Invesco V.I. Core Equity Fund, Series I Shares (04/28/2006)
Accumulation unit value at beginning of period	$1.08	$1.10	$1.01	$0.80	$1.16	$1.08	$1.00	—	—	—
Accumulation unit value at end of period	$1.22	$1.08	$1.10	$1.01	$0.80	$1.16	$1.08	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	71	75	108	149	170	220	254	—	—	—

MFS® Investors Trust Series – Initial Class (11/11/1999)
Accumulation unit value at beginning of period	$1.02	$1.05	$0.96	$0.77	$1.16	$1.06	$0.95	$0.90	$0.81	$0.67
Accumulation unit value at end of period	$1.20	$1.02	$1.05	$0.96	$0.77	$1.16	$1.06	$0.95	$0.90	$0.81
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	2	2	2	2

MFS® New Discovery Series – Initial Class (11/11/1999)
Accumulation unit value at beginning of period	$1.67	$1.88	$1.40	$0.86	$1.44	$1.42	$1.27	$1.22	$1.16	$0.88
Accumulation unit value at end of period	$2.00	$1.67	$1.88	$1.40	$0.86	$1.44	$1.42	$1.27	$1.22	$1.16
Number of accumulation units outstanding at end of period (000 omitted)	10	10	11	13	16	16	19	27	26	30

MFS® Total Return Series – Initial Class (11/11/1999)
Accumulation unit value at beginning of period	$1.53	$1.52	$1.40	$1.20	$1.56	$1.51	$1.37	$1.35	$1.22	$1.06
Accumulation unit value at end of period	$1.69	$1.53	$1.52	$1.40	$1.20	$1.56	$1.51	$1.37	$1.35	$1.22
Number of accumulation units outstanding at end of period (000 omitted)	28	29	29	33	48	47	47	52	51	46

MFS® Utilities Series – Initial Class (11/11/1999)
Accumulation unit value at beginning of period	$2.18	$2.06	$1.83	$1.39	$2.26	$1.79	$1.38	$1.19	$0.93	$0.69
Accumulation unit value at end of period	$2.44	$2.18	$2.06	$1.83	$1.39	$2.26	$1.79	$1.38	$1.19	$0.93
Number of accumulation units outstanding at end of period (000 omitted)	24	25	25	28	31	31	33	34	35	34

Putnam VT Growth and Income Fund – Class IB Shares (11/11/1999)
Accumulation unit value at beginning of period	$0.97	$1.03	$0.91	$0.71	$1.17	$1.26	$1.10	$1.06	$0.96	$0.77
Accumulation unit value at end of period	$1.14	$0.97	$1.03	$0.91	$0.71	$1.17	$1.26	$1.10	$1.06	$0.96
Number of accumulation units outstanding at end of period (000 omitted)	68	73	89	166	196	221	242	304	323	363

Putnam VT Income Fund – Class IB Shares (11/11/1999)
Accumulation unit value at beginning of period	$1.71	$1.64	$1.51	$1.04	$1.39	$1.34	$1.29	$1.28	$1.24	$1.20
Accumulation unit value at end of period	$1.87	$1.71	$1.64	$1.51	$1.04	$1.39	$1.34	$1.29	$1.28	$1.24
Number of accumulation units outstanding at end of period (000 omitted)	18	19	19	20	22	16	15	15	15	28

Putnam VT International Equity Fund – Class IB Shares (11/11/1999)
Accumulation unit value at beginning of period	$0.98	$1.19	$1.10	$0.89	$1.61	$1.50	$1.19	$1.07	$0.93	$0.73
Accumulation unit value at end of period	$1.18	$0.98	$1.19	$1.10	$0.89	$1.61	$1.50	$1.19	$1.07	$0.93
Number of accumulation units outstanding at end of period (000 omitted)	56	55	56	59	69	101	103	122	127	179

Putnam VT Multi-Cap Growth Fund – Class IB Shares (09/24/2010)
Accumulation unit value at beginning of period	$1.06	$1.13	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.22	$1.06	$1.13	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	79	78	91	—	—	—	—	—	—	—

Variable account charges of 1.25% of the daily net assets of the variable account.
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

Columbia Variable Portfolio – Balanced Fund (Class 3) (11/09/1999)
Accumulation unit value at beginning of period	$1.13	$1.11	$1.00	$0.82	$1.18	$1.17	$1.04	$1.01	$0.94	$0.79
Accumulation unit value at end of period	$1.27	$1.13	$1.11	$1.00	$0.82	$1.18	$1.17	$1.04	$1.01	$0.94
Number of accumulation units outstanding at end of period (000 omitted)	94	84	85	114	218	292	275	210	176	177

Columbia Variable Portfolio – Cash Management Fund (Class 3) (11/09/1999)
Accumulation unit value at beginning of period	$1.12	$1.13	$1.15	$1.16	$1.15	$1.11	$1.08	$1.06	$1.07	$1.08
Accumulation unit value at end of period	$1.11	$1.12	$1.13	$1.15	$1.16	$1.15	$1.11	$1.08	$1.06	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	1,745	2,256	2,075	3,153	2,711	1,073	1,203	1,149	1,454	1,720

 48  RIVERSOURCE PINNACLE VARIABLE ANNUITY — PROSPECTUS

Variable account charges of 1.25% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

Columbia Variable Portfolio – Diversified Bond Fund (Class 3) (11/09/1999)
Accumulation unit value at beginning of period	$1.58	$1.50	$1.40	$1.24	$1.34	$1.29	$1.25	$1.24	$1.20	$1.16
Accumulation unit value at end of period	$1.67	$1.58	$1.50	$1.40	$1.24	$1.34	$1.29	$1.25	$1.24	$1.20
Number of accumulation units outstanding at end of period (000 omitted)	354	453	549	9,460	7,975	7,765	4,332	1,045	999	593

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3) (11/09/1999)
Accumulation unit value at beginning of period	$1.49	$1.58	$1.37	$1.09	$1.85	$1.74	$1.47	$1.31	$1.12	$0.81
Accumulation unit value at end of period	$1.67	$1.49	$1.58	$1.37	$1.09	$1.85	$1.74	$1.47	$1.31	$1.12
Number of accumulation units outstanding at end of period (000 omitted)	527	653	957	8,590	7,188	4,908	3,199	1,284	1,141	861

Columbia Variable Portfolio – High Yield Bond Fund (Class 3) (11/09/1999)
Accumulation unit value at beginning of period	$1.79	$1.72	$1.53	$1.00	$1.36	$1.35	$1.23	$1.20	$1.09	$0.88
Accumulation unit value at end of period	$2.05	$1.79	$1.72	$1.53	$1.00	$1.36	$1.35	$1.23	$1.20	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	171	174	280	582	944	1,284	1,320	1,059	1,262	1,212

Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3) (03/03/2000)
Accumulation unit value at beginning of period	$0.71	$0.68	$0.59	$0.48	$0.84	$0.82	$0.72	$0.69	$0.66	$0.52
Accumulation unit value at end of period	$0.79	$0.71	$0.68	$0.59	$0.48	$0.84	$0.82	$0.72	$0.69	$0.66
Number of accumulation units outstanding at end of period (000 omitted)	1,511	1,928	2,512	3,082	3,503	4,303	4,701	1,109	1,250	172

Columbia Variable Portfolio – Select Smaller-Cap Value Fund (Class 3) (11/09/1999)
Accumulation unit value at beginning of period	$1.51	$1.68	$1.34	$0.97	$1.60	$1.69	$1.53	$1.48	$1.26	$0.87
Accumulation unit value at end of period	$1.76	$1.51	$1.68	$1.34	$0.97	$1.60	$1.69	$1.53	$1.48	$1.26
Number of accumulation units outstanding at end of period (000 omitted)	120	141	164	220	278	307	338	394	445	419

Fidelity® VIP Balanced Portfolio Service Class (11/09/1999)
Accumulation unit value at beginning of period	$1.24	$1.30	$1.12	$0.82	$1.26	$1.17	$1.06	$1.01	$0.97	$0.84
Accumulation unit value at end of period	$1.40	$1.24	$1.30	$1.12	$0.82	$1.26	$1.17	$1.06	$1.01	$0.97
Number of accumulation units outstanding at end of period (000 omitted)	160	172	183	216	342	435	452	468	481	526

Fidelity® VIP Growth & Income Portfolio Service Class (11/09/1999)
Accumulation unit value at beginning of period	$0.99	$0.99	$0.87	$0.69	$1.21	$1.09	$0.98	$0.92	$0.88	$0.72
Accumulation unit value at end of period	$1.16	$0.99	$0.99	$0.87	$0.69	$1.21	$1.09	$0.98	$0.92	$0.88
Number of accumulation units outstanding at end of period (000 omitted)	69	117	145	191	286	380	396	386	441	436

Fidelity® VIP Growth Portfolio Service Class (11/09/1999)
Accumulation unit value at beginning of period	$0.84	$0.85	$0.69	$0.55	$1.05	$0.84	$0.80	$0.76	$0.75	$0.57
Accumulation unit value at end of period	$0.95	$0.84	$0.85	$0.69	$0.55	$1.05	$0.84	$0.80	$0.76	$0.75
Number of accumulation units outstanding at end of period (000 omitted)	11	26	31	41	53	73	144	164	173	195

Fidelity® VIP Mid Cap Portfolio Service Class (11/09/1999)
Accumulation unit value at beginning of period	$3.20	$3.63	$2.86	$2.07	$3.46	$3.03	$2.73	$2.34	$1.90	$1.39
Accumulation unit value at end of period	$3.63	$3.20	$3.63	$2.86	$2.07	$3.46	$3.03	$2.73	$2.34	$1.90
Number of accumulation units outstanding at end of period (000 omitted)	298	438	578	766	1,075	1,633	1,627	1,723	1,897	1,802

FTVIPT Franklin Small Cap Value Securities Fund – Class 2 (11/09/1999)
Accumulation unit value at beginning of period	$2.51	$2.64	$2.09	$1.64	$2.47	$2.57	$2.22	$2.07	$1.69	$1.30
Accumulation unit value at end of period	$2.94	$2.51	$2.64	$2.09	$1.64	$2.47	$2.57	$2.22	$2.07	$1.69
Number of accumulation units outstanding at end of period (000 omitted)	254	295	375	526	666	590	717	658	516	219

FTVIPT Franklin Small-Mid Cap Growth Securities Fund – Class 2 (11/09/1999)
Accumulation unit value at beginning of period	$1.24	$1.32	$1.04	$0.74	$1.30	$1.18	$1.10	$1.06	$0.96	$0.71
Accumulation unit value at end of period	$1.35	$1.24	$1.32	$1.04	$0.74	$1.30	$1.18	$1.10	$1.06	$0.96
Number of accumulation units outstanding at end of period (000 omitted)	1,065	1,373	1,842	2,467	3,121	3,777	4,295	4,737	5,177	4,918

FTVIPT Mutual Shares Securities Fund – Class 2 (11/09/1999)
Accumulation unit value at beginning of period	$1.58	$1.62	$1.48	$1.19	$1.91	$1.87	$1.60	$1.46	$1.32	$1.06
Accumulation unit value at end of period	$1.79	$1.58	$1.62	$1.48	$1.19	$1.91	$1.87	$1.60	$1.46	$1.32
Number of accumulation units outstanding at end of period (000 omitted)	1,413	1,695	2,272	2,966	3,954	5,507	6,011	5,328	5,621	4,198

FTVIPT Templeton Foreign Securities Fund – Class 2 (11/09/1999)
Accumulation unit value at beginning of period	$1.24	$1.41	$1.31	$0.97	$1.65	$1.45	$1.21	$1.11	$0.95	$0.73
Accumulation unit value at end of period	$1.45	$1.24	$1.41	$1.31	$0.97	$1.65	$1.45	$1.21	$1.11	$0.95
Number of accumulation units outstanding at end of period (000 omitted)	125	147	172	183	240	311	368	420	400	371

Invesco V.I. American Franchise Fund, Series I Shares (04/27/2012)
Accumulation unit value at beginning of period	$1.00	—	—	—	—	—	—	—	—	—
Accumulation unit value at end of period	$0.97	—	—	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	607	—	—	—	—	—	—	—	—	—

Invesco V.I. Core Equity Fund, Series I Shares (04/28/2006)
Accumulation unit value at beginning of period	$1.08	$1.09	$1.01	$0.80	$1.16	$1.08	$1.00	—	—	—
Accumulation unit value at end of period	$1.21	$1.08	$1.09	$1.01	$0.80	$1.16	$1.08	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,192	1,437	1,983	2,664	3,333	4,900	5,506	—	—	—

RIVERSOURCE PINNACLE VARIABLE ANNUITY — PROSPECTUS 49

Variable account charges of 1.25% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

MFS® Investors Trust Series – Initial Class (11/09/1999)
Accumulation unit value at beginning of period	$1.01	$1.04	$0.95	$0.76	$1.15	$1.05	$0.94	$0.89	$0.81	$0.67
Accumulation unit value at end of period	$1.19	$1.01	$1.04	$0.95	$0.76	$1.15	$1.05	$0.94	$0.89	$0.81
Number of accumulation units outstanding at end of period (000 omitted)	334	447	541	857	1,180	1,240	1,379	1,483	1,582	1,661

MFS® New Discovery Series – Initial Class (11/09/1999)
Accumulation unit value at beginning of period	$1.65	$1.86	$1.38	$0.86	$1.43	$1.41	$1.26	$1.22	$1.16	$0.88
Accumulation unit value at end of period	$1.97	$1.65	$1.86	$1.38	$0.86	$1.43	$1.41	$1.26	$1.22	$1.16
Number of accumulation units outstanding at end of period (000 omitted)	1	1	1	1	12	21	22	33	31	32

MFS® Total Return Series – Initial Class (11/09/1999)
Accumulation unit value at beginning of period	$1.51	$1.51	$1.39	$1.19	$1.55	$1.50	$1.36	$1.34	$1.22	$1.06
Accumulation unit value at end of period	$1.66	$1.51	$1.51	$1.39	$1.19	$1.55	$1.50	$1.36	$1.34	$1.22
Number of accumulation units outstanding at end of period (000 omitted)	74	106	113	100	270	247	117	100	88	89

MFS® Utilities Series – Initial Class (11/09/1999)
Accumulation unit value at beginning of period	$2.15	$2.04	$1.82	$1.38	$2.24	$1.77	$1.37	$1.19	$0.92	$0.69
Accumulation unit value at end of period	$2.41	$2.15	$2.04	$1.82	$1.38	$2.24	$1.77	$1.37	$1.19	$0.92
Number of accumulation units outstanding at end of period (000 omitted)	323	399	496	674	878	964	1,159	1,267	1,336	1,393

Putnam VT Growth and Income Fund – Class IB Shares (11/09/1999)
Accumulation unit value at beginning of period	$0.96	$1.02	$0.90	$0.70	$1.16	$1.25	$1.09	$1.05	$0.96	$0.76
Accumulation unit value at end of period	$1.13	$0.96	$1.02	$0.90	$0.70	$1.16	$1.25	$1.09	$1.05	$0.96
Number of accumulation units outstanding at end of period (000 omitted)	222	340	400	600	892	1,305	1,443	1,621	1,596	1,635

Putnam VT Income Fund – Class IB Shares (11/09/1999)
Accumulation unit value at beginning of period	$1.69	$1.63	$1.50	$1.04	$1.38	$1.33	$1.28	$1.27	$1.23	$1.19
Accumulation unit value at end of period	$1.84	$1.69	$1.63	$1.50	$1.04	$1.38	$1.33	$1.28	$1.27	$1.23
Number of accumulation units outstanding at end of period (000 omitted)	4	4	5	14	16	20	23	28	34	31

Putnam VT International Equity Fund – Class IB Shares (11/09/1999)
Accumulation unit value at beginning of period	$0.97	$1.18	$1.09	$0.88	$1.59	$1.49	$1.18	$1.07	$0.93	$0.73
Accumulation unit value at end of period	$1.17	$0.97	$1.18	$1.09	$0.88	$1.59	$1.49	$1.18	$1.07	$0.93
Number of accumulation units outstanding at end of period (000 omitted)	1,172	1,597	2,315	2,779	3,548	4,302	4,374	4,450	4,648	4,797

Putnam VT Multi-Cap Growth Fund – Class IB Shares (09/24/2010)
Accumulation unit value at beginning of period	$1.06	$1.13	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.22	$1.06	$1.13	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	494	543	652	—	—	—	—	—	—	—

 50  RIVERSOURCE PINNACLE VARIABLE ANNUITY — PROSPECTUS

Table of Contents of the Statement of Additional Information

Calculating Annuity Payouts	p. 3

Rating Agencies	p. 4

Revenues Received During Calendar Year 2012	p. 4

Principal Underwriter	p. 5

Independent Registered Public Accounting Firms	p. 5

Condensed Financial Information (Unaudited)	p. 6

Financial Statements

RIVERSOURCE PINNACLE VARIABLE ANNUITY — PROSPECTUS 51

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RiverSource Life Insurance Company
829 Ameriprise Financial Center
Minneapolis, MN 55474
1-800-333-3437

RiverSource Distributors, Inc. (Distributor), Member FINRA.
Insurance and annuity products are issued by RiverSource Life Insurance Company.

©2008-2013 RiverSource Life Insurance Company. All rights reserved.
44179 W (4/13)

Prospectus

April 29, 2013

RiverSource®

Galaxy Premier Variable Annuity

INDIVIDUAL FLEXIBLE PREMIUM DEFERRED COMBINATION FIXED/VARIABLE ANNUITY

Issued by:	RiverSource Life Insurance Company (RiverSource Life)

829 Ameriprise Financial Center
Minneapolis, MN 55474
Telephone: 1-800-333-3437
(Corporate Office)
RiverSource Variable Annuity Account/RiverSource MVA Account

New contracts are not currently being offered.

This prospectus contains information that you should know before investing. Prospectuses are also available for:

•	Columbia Funds Variable Insurance Trust
•	Columbia Funds Variable Series Trust II
•	Fidelity® Variable Insurance Products – Service Class
•	Franklin® Templeton® Variable Insurance Products Trust (FTVIPT) – Class 2
•	Invesco Variable Insurance Funds
•	Janus Aspen Series: Service Shares
•	MFS® Variable Insurance Trustsm
•	Putnam Variable Trust – Class IB Shares

Please read the prospectuses carefully and keep them for future reference.

The Securities and Exchange Commission (SEC) has not approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

An investment in this contract is not a deposit of a bank or financial institution and is not insured or guaranteed by the Federal Deposit Insurance Corporation (FDIC) or any other government agency. An investment in this contract involves investment risk including the possible loss of principal.

A Statement of Additional Information (SAI), dated the same date as this prospectus, is incorporated by reference into this prospectus. It is filed with the SEC and is available without charge by contacting RiverSource Life at the telephone number and address listed above. The table of contents of the SAI is on the last page of this prospectus. The SEC maintains an Internet site. This prospectus, the SAI and other information about the product are available on the EDGAR Database on the SEC’s Internet site at (http://www.sec.gov).

Variable annuities are insurance products that are complex investment vehicles. Before you invest, be sure to ask your investment professional about the variable annuity’s features, benefits, risks and fees, and whether the variable annuity is appropriate for you, based upon your financial situation and objectives.

State variations are covered in a special contract form used in that state. This prospectus provides a general description of the contract. Your actual contract and any riders or endorsements are the controlling documents.

RiverSource Life has not authorized any person to give any information or to make any representations regarding the contract other than those contained in this prospectus or the Fund prospectuses. Do not rely on any such information or representations.

RiverSource Life offers several different annuities which your investment professional may or may not be authorized to offer to you. Each annuity has different features and benefits that may be appropriate for you based on your financial situation and needs, your age and how you intend to use the annuity. The different features and benefits may include the investment and fund manager options, variations in interest rate amount and guarantees, credits, withdrawal charge schedules and access to annuity account values. The fees and charges may also be different between each annuity.

RIVERSOURCE GALAXY PREMIER VARIABLE ANNUITY — PROSPECTUS 1

 2  RIVERSOURCE GALAXY PREMIER VARIABLE ANNUITY — PROSPECTUS

Key Terms

These terms can help you understand details about your contract.

Accumulation unit: A measure of the value of each subaccount before annuity payouts begin.

Annuitant: The person or persons on whose life or life expectancy the annuity payouts are based.

Annuity payouts: An amount paid at regular intervals under one of several plans.

Assumed investment rate: The rate of return we assume your investments will earn when we calculate your initial annuity payout amount using the annuity table in your contract. The standard assumed investment rate we use is 5% but you may request we substitute an assumed investment rate of 3.5%.

Beneficiary: The person you designate to receive benefits in case of the owner’s or annuitant’s death while the contract is in force.

Close of business: The time the New York Stock Exchange (NYSE) closes (4 p.m. Eastern time unless the NYSE closes earlier).

Code: The Internal Revenue Code of 1986, as amended.

Contract: A deferred annuity contract that permits you to accumulate money for retirement by making one or more purchase payments. It provides for lifetime or other forms of payouts beginning at a specified time in the future.

Contract value: The total value of your contract before we deduct any applicable charges.

Contract year: A period of 12 months, starting on the effective date of your contract and on each anniversary of the effective date.

Funds: Investment options under your contract. You may allocate your purchase payments into subaccounts investing in shares of the funds.

Good order: We cannot process your transaction request relating to the contract until we have received the request in good order at our corporate office. “Good order” means the actual receipt of the requested transaction in writing, along with all information, forms and supporting legal documentation necessary to effect the transaction. To be in “good order,” your instructions must be sufficiently clear so that we do not need to exercise any discretion to follow such instructions. This information and documentation generally includes your completed request; the contract number; the transaction amount (in dollars); the names of and allocations to and/or from the subaccounts and the fixed account affected by the requested transaction; the signatures of all contract owners, exactly as registered on the contract, if necessary; Social Security Number or Taxpayer Identification Number; and any other information, forms or supporting documentation that we may require. With respect to purchase requests, “good order” also generally includes receipt of sufficient payment by us to effect the purchase. We may, in our sole discretion, determine whether any particular transaction request is in good order, and we reserve the right to change or waive any good order requirements at any time.

Guarantee Period: The number of successive 12-month periods that a guaranteed interest rate is credited.

Guarantee Period Accounts (GPAs): A nonunitized separate account to which you may allocate purchase payments or transfer contract value of at least $1,000. These accounts have guaranteed interest rates for guarantee periods we declare when you allocate purchase payments or transfer contract value to a GPA. These guaranteed rates and periods of time may vary by state. Unless an exception applies, transfers or withdrawals from a GPA done more than 30 days before the end of the guarantee period will receive a market value adjustment, which may result in a gain or loss of principal.

Market Value Adjustment (MVA): A positive or negative adjustment assessed if any portion of a Guarantee Period Account is withdrawn or transferred more than 30 days before the end of its guarantee period.

One-year fixed account: An account to which you may make allocations. Amounts you allocate to this account earn interest at rates that we declare periodically.

Owner (you, your): The person or persons identified in the contract as owner(s) of the contract, who has or have the right to control the contract (to decide on investment allocations, transfers, payout options, etc.). Usually, but not always, the owner is also the annuitant. During the owner’s life, the owner is responsible for taxes, regardless of whether he or she receives the contract’s benefits. When the contract is owned by a revocable trust, the annuitant selected should be the grantor of the trust to assure compliance with Section 72(s) of the Code.

Qualified annuity: A contract that you purchase to fund one of the following tax-deferred retirement plans that is subject to applicable federal law and any rules of the plan itself:

•	Individual Retirement Annuities (IRAs) including inherited IRAs under Section 408(b) of the Code

RIVERSOURCE GALAXY PREMIER VARIABLE ANNUITY — PROSPECTUS 3

•	Roth IRAs including inherited Roth IRAs under Section 408A of the Code

•	SIMPLE IRAs under Section 408(p) of the Code

•	Simplified Employee Pension (SEP) plans under Section 408(k) of the Code

•	Tax-Sheltered Annuity (TSA) rollovers under Section 403(b) of the Code

A qualified annuity will not provide any necessary or additional tax deferral if it is used to fund a retirement plan that is already tax-deferred.

All other contracts are considered nonqualified annuities.

Retirement date: The date when annuity payouts are scheduled to begin.

Rider effective date: The date a rider becomes effective as stated in the rider.

RiverSource Life: In this prospectus, “we,” “us,” “our” and “RiverSource Life” refer to RiverSource Life Insurance Company.

Valuation date: Any normal business day, Monday through Friday, on which the NYSE is open, up to the close of business. At the close of business, the next valuation date begins. We calculate the accumulation unit value of each subaccount on each valuation date. If we receive your purchase payment or any transaction request (such as a transfer or withdrawal request) in good order at our corporate office before the close of business, we will process your payment or transaction using the accumulation unit value we calculate on the valuation date we received your payment or transaction request. On the other hand, if we receive your purchase payment or transaction request in good order at our corporate office at or after the close of business, we will process your payment or transaction using the accumulation unit value we calculate on the next valuation date. If you make a transaction request by telephone (including by fax), you must have completed your transaction by the close of business in order for us to process it using the accumulation unit value we calculate on that valuation date. If you were not able to complete your transaction before the close of business for any reason, including telephone service interruptions or delays due to high call volume, we will process your transaction using the accumulation unit value we calculate on the next valuation date.

Variable account: Consists of separate subaccounts to which you may allocate purchase payments; each invests in shares of one fund. The value of your investment in each subaccount changes with the performance of the particular fund.

Withdrawal value: The amount you are entitled to receive if you make a full withdrawal from your contract. It is the contract value minus any applicable charges.

 4  RIVERSOURCE GALAXY PREMIER VARIABLE ANNUITY — PROSPECTUS

The Contract in Brief

Purpose: This contract allows you to accumulate money for retirement or similar long term goal. You do this by making one or more purchase payments. You may allocate your purchase payments to the GPAs, one-year fixed account and/or subaccounts of the variable account under the contract; however you risk losing amounts you invest in the subaccounts of the variable account. These accounts, in turn, may earn returns that increase the value of a contract. If the contract value goes to zero due to underlying fund’s performance or deduction of fees, the contract will no longer be in force and the contract (including any death benefit riders) will terminate. You may be able to purchase an optional benefit to reduce the investment risk you assume. Beginning at a specified time in the future called the retirement date, these contracts provide lifetime or other forms of payouts your contract value (less any applicable premium tax).

It may have not been advantageous for you to purchase this contract in exchange for, or in addition to, an existing annuity or life insurance policy. Generally, you can exchange one annuity for another or for a long-term care policy in a “tax-free” exchange under Section 1035 of the Code. You can also do a partial exchange from one annuity contract to another annuity contract, subject to Internal Revenue Service (“IRS”) rules. You also generally can exchange a life insurance policy for an annuity. However, before making an exchange, you should compare both contracts carefully because the features and benefits may be different. Fees and charges may be higher or lower on your old contract than on this contract. You may have to pay a withdrawal charge when you exchange out of your old contract and a new withdrawal charge period will begin when you exchange into this contract. If the exchange does not qualify for Section 1035 treatment, you also may have to pay federal income tax on the distribution. State income taxes may also apply. You should not exchange your old contract for this contract, or buy this contract in addition to your old contract, unless you determine it is in your best interest. (See “Taxes-1035 Exchanges”.)

Tax-deferred retirement plans: Most annuities have a tax-deferred feature. So do many retirement plans under the Code. As a result, when you use a qualified annuity to fund a retirement plan that is tax-deferred, your contract will not provide any necessary or additional tax deferral for that retirement plan. A qualified annuity has features other than tax deferral that may help you reach your retirement goals. In addition, the Code subjects retirement plans to required withdrawals triggered at a certain age. These mandatory withdrawals are called required minimum distributions (“RMDs”). RMDs may reduce the value of certain death benefits and optional riders (see “Taxes — Qualified Annuities — Required Minimum Distributions”). You should consult your tax advisor before you purchase the contract as a qualified annuity for an explanation of the tax implications to you.

Accounts: Generally, you may allocate your purchase payments among the:

•	subaccounts, each of which invests in a fund with a particular investment objective. The value of each subaccount varies with the performance of the particular fund in which it invests. We cannot guarantee that the value at the retirement date will equal or exceed the total purchase payments you allocate to the subaccounts. (See “The Variable Account and the Funds”).

•	GPAs which earn interest at rates declared when you make an allocation to that account. The required minimum investment in each GPA is $1,000. These accounts may not be available in all states. (See “The Guarantee Period Accounts (GPAs)”)

•	one-year fixed account, which earns interest at rates that we adjust periodically. There may be restrictions on the timing of transfers from this account. (See “The One-Year Fixed Account”)

Buying a contract: We no longer offer new contracts. However, you have the option of making additional purchase payments to your contract. Some states have time limitations for making additional payments. (See “Buying Your Contract”)

Transfers: Subject to certain restrictions, you currently may redistribute your contract value among the accounts without charge at any time until annuity payouts begin, and once per contract year among the subaccounts after annuity payouts begin. Transfers out of the GPAs done more than 30 days before the end of the guarantee period will be subject to an MVA, unless an exception applies. You may establish automated transfers among the accounts. (See “Making the Most of Your Contract — Transferring Among Accounts”).

Withdrawals: You may withdraw all or part of your contract value at any time before the retirement date. You also may establish automated partial withdrawals. Withdrawals may be subject to charges and tax penalties (including a 10% IRS penalty that may apply if you make withdrawals prior to your reaching age 59 1/2) and may have other tax consequences. Certain other restrictions may apply. (See “Withdrawals”)

Optional benefits: This contract offers optional features that are available for additional charges if you meet certain criteria. (See “Optional Benefits”)

Benefits in case of death: If you or the annuitant die before annuity payouts begin, we will pay the beneficiary an amount at least equal to the contract value. (see “Benefits in Case of Death”)

RIVERSOURCE GALAXY PREMIER VARIABLE ANNUITY — PROSPECTUS 5

Annuity payouts: You can apply your contract value, after reflecting any adjustments, to an annuity payout plan that begins on the retirement date. You may choose from a variety of plans to make sure that payouts continue as long as you like. The payout schedule must meet IRS requirements. We can make payouts on a fixed or variable basis, or both. During the annuity payout period, your choices for subaccounts may be limited. The GPAs are not available during the payout period. (See “The Annuity Payout Period”).

Taxes: Generally, income earned on your contract value grows tax-deferred until you make withdrawals or begin to receive payouts. (Under certain circumstances, IRS penalty taxes may apply.) The tax treatment of qualified and non-qualified annuities differs. Even if you direct payouts to someone else, you will be taxed on the income if you are the owner. (See “Taxes”).

 6  RIVERSOURCE GALAXY PREMIER VARIABLE ANNUITY — PROSPECTUS

Expense Summary

The following tables describe the fees and expenses that you will pay when buying, owning and making a withdrawal from the contract. The first table describes the fees and expenses that you paid at the time that you bought the contract and will pay when you make a withdrawal from the contract. State premium taxes also may be deducted.

CONTRACT OWNER TRANSACTION EXPENSES

Withdrawal charge

(Contingent deferred sales charge as a percentage of purchase payments withdrawn)

Years from purchase	Withdrawal charge
payment receipt	percentage

1	8%

2	8

3	7

4	6

5	5

6	4

7	2

Thereafter	0

Withdrawal charge under Annuity Payout Plan E — Payouts for a specified period: If you are receiving variable annuity payments under this annuity payout plan, you can choose to take a withdrawal. The amount that you can withdraw is the present value of any remaining variable payouts. The discount rate we use in the calculation will be 5.17% for the assumed investment return of 3.5% and 6.67% for the assumed investment return of 5.0%. The withdrawal charge equals the present value of the remaining payouts using the assumed investment return minus the present value of the remaining payouts using the discount rate. (See “Charges — Withdrawal Charge” and “The Annuity Payout Period — Annuity Payout Plans.”)

The next two tables describe the fees and expenses that you will pay periodically during the time that you own the contract, not including fund fees and expenses.

ANNUAL VARIABLE ACCOUNT EXPENSES
(As a percentage of average daily subaccount value.)

The death benefit you select determines the fees you pay.

	Variable account	Mortality and	Total annual variable
	administrative charge	expense risk fee	account expenses

ROP Death Benefit	0.15%	1.00	1.15%

MAV Death Benefit	0.15	1.10	1.25

OTHER ANNUAL EXPENSES

Annual contract administrative charge	$30

(We will waive this charge when your contract value is $50,000 or more on the current contract anniversary.)

Benefit Protector Death Benefit Rider (Benefit Protector) fee	0.25%*

(As a percentage of the contract value charged annually on the contract anniversary.)

Benefit Protector Plus Death Benefit Rider (Benefit Protector Plus) fee	0.40%*

(As a percentage of the contract value charged annually on the contract anniversary.)

*	This fee applies only if you elect this optional feature.

RIVERSOURCE GALAXY PREMIER VARIABLE ANNUITY — PROSPECTUS 7

ANNUAL OPERATING EXPENSES OF THE FUNDS
The next two tables describe the operating expenses of the funds that you may pay periodically during the time that you own the contract. These operating expenses are for the fiscal year ended Dec. 31, 2012, unless otherwise noted. The first table shows the minimum and maximum total operating expenses charged by the funds. The second table shows the total operating expenses charged by each fund. More detail concerning each fund’s fees and expenses is contained in the prospectus for each fund.

Minimum and maximum total annual operating expenses for the funds

(Including management fee, distribution and/or service (12b-1) fees and other expenses)(1)

	Minimum	Maximum

Total expenses before fee waivers and/or expense reimbursements	0.45%	1.42%

(1)	Each fund deducts management fees and other expenses from fund assets. Fund assets include amounts you allocate to a particular fund. Funds may also charge 12b-1 fees that are used to finance any activity that is primarily intended to result in the sale of fund shares. Because 12b-1 fees are paid out of fund assets on an ongoing basis, you may pay more if you select subaccounts investing in funds that have adopted 12b-1 plans than if you select subaccounts investing in funds that have not adopted 12b-1 plans. The fund or the fund’s affiliates may pay us or our affiliates for promoting and supporting the offer, sale and servicing of fund shares. In addition, the fund’s distributor and/or investment adviser, transfer agent or their affiliates may pay us or our affiliates for various services we or our affiliates provide. The amount of these payments will vary by fund and may be significant. See “The Variable Account and the Funds” for additional information, including potential conflicts of interest these payments may create. For a more complete description of each fund’s fees and expenses and important disclosure regarding payments the fund and/or its affiliates make, please review the fund’s prospectus and SAI.

Total annual operating expenses for each fund*

(Before fee waivers and/or expense reimbursements, if applicable, as a percentage of average daily net assets)

				Acquired fund	Gross total
	Management	12b-1	Other	fees and	annual
Fund name**	fees	fees	expenses	expenses***	expenses

Columbia Variable Portfolio – Asset Allocation Fund (Class 1)	0.05%	—%	0.19%	0.73%	0.97	%(1)

Columbia Variable Portfolio – Balanced Fund (Class 3)	0.64	0.13	0.15	—	0.92

Columbia Variable Portfolio – Cash Management Fund (Class 3)	0.33	0.13	0.14	—	0.60	(2)

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3)**	0.57	0.13	0.12	—	0.82

Columbia Variable Portfolio – Emerging Markets Fund (Class 3)**	1.07	0.13	0.22	—	1.42	(2)

Columbia Variable Portfolio – High Yield Bond Fund (Class 3)	0.58	0.13	0.17	—	0.88	(2)

Columbia Variable Portfolio – Income Opportunities Fund (Class 1)	0.57	—	0.14	—	0.71

Columbia Variable Portfolio – Large Cap Growth Fund (Class 1)	0.71	—	0.17	—	0.88	(2)

Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3)**	0.66	0.13	0.14	0.01	0.94

Columbia Variable Portfolio – S&P 500 Index Fund (Class 3)	0.10	0.13	0.22	—	0.45

Columbia Variable Portfolio – Select Smaller-Cap Value Fund (Class 3)	0.79	0.13	0.22	—	1.14	(2)

Columbia Variable Portfolio – Small Company Growth Fund (Class 1)	0.87	—	0.25	—	1.12	(2)

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 1)**	0.36	—	0.14	—	0.50

Fidelity® VIP Balanced Portfolio Service Class	0.41	0.10	0.16	0.01	0.68

Fidelity® VIP Growth & Income Portfolio Service Class	0.46	0.10	0.13	—	0.69

Fidelity® VIP Mid Cap Portfolio Service Class	0.56	0.10	0.09	—	0.75

FTVIPT Franklin Small-Mid Cap Growth Securities Fund – Class 2	0.51	0.25	0.29	—	1.05

FTVIPT Mutual Shares Securities Fund – Class 2	0.60	0.25	0.11	—	0.96

FTVIPT Templeton Foreign Securities Fund – Class 2	0.64	0.25	0.15	—	1.04

Invesco V.I. American Franchise Fund, Series I Shares**	0.68	—	0.30	—	0.98	(3)

Invesco V.I. Core Equity Fund, Series I Shares	0.61	—	0.29	—	0.90

Janus Aspen Series Enterprise Portfolio: Service Shares	0.64	0.25	0.05	—	0.94

Janus Aspen Series Global Technology Portfolio: Service Shares	0.64	0.25	0.12	—	1.01

Janus Aspen Series Janus Portfolio: Service Shares	0.48	0.25	0.05	—	0.78

MFS® Investors Trust Series – Service Class	0.75	0.25	0.07	—	1.07

MFS® New Discovery Series – Service Class	0.90	0.25	0.07	—	1.22

MFS® Total Return Series – Service Class	0.75	0.25	0.05	—	1.05	(4)

 8  RIVERSOURCE GALAXY PREMIER VARIABLE ANNUITY — PROSPECTUS

Total annual operating expenses for each fund* (continued)

(Before fee waivers and/or expense reimbursements, if applicable, as a percentage of average daily net assets)

				Acquired fund	Gross total
	Management	12b-1	Other	fees and	annual
Fund name**	fees	fees	expenses	expenses***	expenses

MFS® Utilities Series – Service Class	0.74%	0.25%	0.08%	—%	1.07%

Putnam VT Growth and Income Fund – Class IB Shares	0.49	0.25	0.14	—	0.88

Putnam VT International Equity Fund – Class IB Shares	0.71	0.25	0.18	—	1.14

Putnam VT Multi-Cap Growth Fund – Class IB Shares	0.57	0.25	0.15	—	0.97

*	The Funds provided the information on their expenses and we have not independently verified the information.

**	The previous fund names can be found in “The Variable Account and the Funds” section of the prospectus.

***	Includes fees and expenses incurred indirectly by the Fund as a result of its investment in other investment companies (also referred to as acquired funds).

(1)	Columbia Management Investment Advisers, LLC and certain of its affiliates have contractually agreed to waive and/or to reimburse expenses (excluding certain fees and expenses, such as transaction costs and certain other investment related expenses, interest, taxes, acquired fund fees and expenses, investment management fees, and extraordinary expenses) until April 30, 2014, unless sooner terminated at the sole discretion of the Fund’s Board of Trustees. Under this agreement, the Fund’s net operating expenses, subject to applicable exclusions, will not exceed the annual rate of 0.13%. After fee waivers and/or expense reimbursements net expenses would be 0.16%.

(2)	Columbia Management Investment Advisers, LLC and certain of its affiliates have contractually agreed to waive and/or to reimburse expenses (excluding certain fees and expenses, such as transaction costs and certain other investment related expenses, interest, taxes, acquired fund fees and expenses, and extraordinary expenses) until April 30, 2014, unless sooner terminated at the sole discretion of the Fund’s Board of Trustees. Under this agreement, the Fund’s net operating expenses, subject to applicable exclusions, will not exceed the annual rate of 0.575% for Columbia Variable Portfolio – Cash Management Fund (Class 3), 1.375% for Columbia Variable Portfolio – Emerging Markets Fund (Class 3), 0.845% for Columbia Variable Portfolio – High Yield Bond Fund (Class 3), 0.79% for Columbia Variable Portfolio – Large Cap Growth Fund (Class 1), 1.055% for Columbia Variable Portfolio – Select Smaller-Cap Value Fund (Class 3) and 0.96% for Columbia Variable Portfolio – Small Company Growth Fund (Class 1).

(3)	The Adviser has contractually agreed, through at least June 30, 2014, to waive advisory fees and/or reimburse expenses of Series I shares to the extent necessary to limit total annual fund operating expenses after fee waivers and/or expense reimbursements (excluding interest, taxes, dividend expense on short sales, extraordinary or non-routine items, including litigation expenses and expenses that the Fund has incurred but did not actually pay because of an expense offset arrangement) of Series I shares to 0.90% of average daily net assets. Unless the Board of Trustees and Invesco Advisers, Inc. mutually agree to amend or continue the fee waiver agreement, it will terminate on June 30, 2014.

(4)	Massachusetts Financial Services Company has agreed in writing to reduce its management fee to 0.70% of the fund’s average daily net assets annually in excess of $1 billion and 0.65% of the fund’s average daily net assets annually in excess of $2.5 billion to $3 billion. This written agreement will remain in effect until modified by the fund’s Board of Trustees, but such agreement will continue until at least April 30, 2014. After fee waivers, net expenses would be 1.02%.

RIVERSOURCE GALAXY PREMIER VARIABLE ANNUITY — PROSPECTUS 9

Examples
These examples are intended to help you compare the cost of investing in these contracts with the cost of investing in other variable annuity contracts. These costs include your transaction expenses, contract administrative charges(1), variable account annual expenses and fund fees and expenses.

These examples assume that you invest $10,000 in the contract for the time periods indicated. These examples also assume that your investment has a 5% return each year.

Maximum Expenses. This example assumes the most expensive combination of contract features and benefits and the maximum fees and expenses of any of the funds before fee waivers and/or expense reimbursements. It assumes that you selected the MAV death benefit and the optional Benefit Protector Plus. Although your actual costs may be lower, based on these assumptions your costs would be:

If you do not withdraw your contract or
If you withdraw your contract at the				if you select an annuity payout plan at
end of the applicable time period:				the end of the applicable time period:
1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years

$1,145	$1,748	$2,273	$3,677	$345	$1,048	$1,773	$3,677

Minimum Expenses. This example assumes the least expensive combination of contract features and benefits and the minimum fees and expenses of any of the funds before fee waivers and/or expense reimbursements. It assumes that you selected the optional ROP death benefit and you do not select any optional benefits. Although your actual costs may be higher, based on these assumptions your costs would be:

If you do not withdraw your contract or
If you withdraw your contract at the				if you select an annuity payout plan at
end of the applicable time period:				the end of the applicable time period:
1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years

$994	$1,297	$1,522	$2,187	$194	$597	$1,022	$2,187

(1)	In these examples, the contract administrative charge is $30.

THE EXAMPLES ARE ILLUSTRATIVE ONLY. YOU SHOULD NOT CONSIDER THESE EXAMPLES AS A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES WILL BE HIGHER OR LOWER THAN THOSE SHOWN DEPENDING UPON WHICH OPTIONAL BENEFIT YOU ELECT OTHER THAN INDICATED IN THE EXAMPLES OR IF YOU ALLOCATE CONTRACT VALUE TO ANY OTHER AVAILABLE SUBACCOUNTS.

 10  RIVERSOURCE GALAXY PREMIER VARIABLE ANNUITY — PROSPECTUS

Condensed Financial Information

You can find unaudited condensed financial information for the subaccounts representing the lowest and highest total annual variable account expense combinations in the Appendix.

Financial Statements

You can find our audited financial statements and the audited financial statements of the divisions, which are comprised of subaccounts, in the SAI. The SAI does not include audited financial statements for divisions that are new (if any) and have no activity as of the financial statements date.

The Variable Account and the Funds

Variable Account. The variable account was established under Indiana law on July 15, 1987, and the subaccounts are registered together as a single unit investment trust under the Investment Company Act of 1940 (the 1940 Act). This registration does not involve any supervision of our management or investment practices and policies by the SEC. All obligations arising under the contracts are general obligations of RiverSource Life.

The variable account meets the definition of a separate account under federal securities laws. We credit or charge income, capital gains and capital losses of each subaccount only to that subaccount. State insurance law prohibits us from charging a subaccount with liabilities of any other subaccount or of our general business. The variable account includes other subaccounts that are available under contracts that are not described in this prospectus.

Although the IRS has issued some guidance on investor control, the U.S. Treasury and the IRS may continue to examine this aspect of variable contracts and provide additional guidance on investor control. At this time, we do not know what the additional guidance will be or when action will be taken. We reserve the right to modify the contract, as necessary, so that the owner will not be subject to current taxation as the owner of the subaccount assets.

We intend to comply with all federal tax laws so that the contract continues to qualify as an annuity for federal income tax purposes. We reserve the right to modify the contract as necessary to comply with any new tax laws.

The Funds. This contract currently offers subaccounts investing in shares of the funds listed in the table below.

•	Investment objectives: The investment managers and advisers cannot guarantee that the funds will meet their investment objectives. Please read the funds’ prospectuses for facts you should know before investing. These prospectuses are available by contacting us at the address or telephone number on the first page of this prospectus.

•	Fund name and management: A fund underlying your contract in which a subaccount invests may have a name, portfolio manager, objectives, strategies and characteristics that are the same or substantially similar to those of a publicly-traded retail mutual fund. Despite these similarities, an underlying fund is not the same as any publicly-traded retail mutual fund. Each underlying fund will have its own unique portfolio holdings, fees, operating expenses and operating results. The results of each underlying fund may differ significantly from any publicly-traded retail mutual fund.

•	Eligible purchasers: All funds are available to serve as the underlying investments for variable annuities and variable life insurance policies. The funds are not available to the public (see “Fund Name and Management” above). Some funds also are available to serve as investment options for tax-deferred retirement plans. It is possible that in the future for tax, regulatory or other reasons, it may be disadvantageous for variable annuity accounts and variable life insurance accounts and/or tax-deferred retirement plans to invest in the available funds simultaneously. Although we and the funds’ providers do not currently foresee any such disadvantages, the boards of directors or trustees of each fund will monitor events in order to identify any material conflicts between annuity owners, policy owners and tax-deferred retirement plans and to determine what action, if any, should be taken in response to a conflict. If a board were to conclude that it should establish separate fund providers for the variable annuity, variable life insurance and tax-deferred retirement plan accounts, you would not bear any expenses associated with establishing separate funds. Please refer to the funds’ prospectuses for risk disclosure regarding simultaneous investments by variable annuity, variable life insurance and tax-deferred retirement plan accounts. Each fund intends to comply with the diversification requirements under Section 817(h) of the Code.

•	Asset allocation programs may impact fund performance: Asset allocation programs in general may negatively impact the performance of an underlying fund. Even if you do not participate in an asset allocation program, a fund in which your subaccount invests may be impacted if it is included in an asset allocation program. Rebalancing or reallocation under the terms of the asset allocation program may cause a fund to lose money if it must sell large amounts of securities to meet a redemption request. These losses can be greater if the fund holds securities that are not as liquid as others, for example, various types of bonds, shares of smaller companies and securities of foreign issuers. A fund may also experience higher expenses because it must sell or buy securities more frequently than it otherwise might in the absence of asset allocation

RIVERSOURCE GALAXY PREMIER VARIABLE ANNUITY — PROSPECTUS 11

program rebalancing or reallocations. Because asset allocation programs include periodic rebalancing and may also include reallocation, these effects may occur under any asset allocation program we offer or under asset allocation programs used in conjunction with the contracts and plans of other eligible purchasers of the funds.

•	Funds available under the contract: We seek to provide a broad array of underlying funds taking into account the fees and charges imposed by each fund and the contract charges we impose. We select the underlying funds in which the subaccounts initially invest and when there is substitution (see “Substitution of Investments”). We also make all decisions regarding which funds to retain in a contract, which funds to add to a contract and which funds will no longer be offered in a contract. In making these decisions, we may consider various objective and subjective factors. Objective factors include, but are not limited to fund performance, fund expenses, classes of fund shares available, size of the fund and investment objectives and investing style of the fund. Subjective factors include, but are not limited to, investment sub-styles and process, management skill and history at other funds and portfolio concentration and sector weightings. We also consider the levels and types of revenue including, but not limited to, expense payments and non-cash compensation a fund, its distributor, investment adviser, subadviser, transfer agent or their affiliates pay us and our affiliates. This revenue includes, but is not limited to compensation for administrative services provided with respect to the fund and support of marketing and distribution expenses incurred with respect to the fund.

•	Revenue we receive from the funds may create potential conflicts of interest: We or our affiliates receive from each of the funds, or the funds’ affiliates, varying levels and types of revenue, including but not limited to expense payments and non-cash compensation. The amount of this revenue and how it is computed varies by fund, may be significant and may create potential conflicts of interest. The greatest amount and percentage of revenue we and our affiliates receive comes from assets allocated to subaccounts investing in the funds that are managed by our affiliates Columbia Management Investment Advisers, LLC (Columbia Management Investment Advisers) or Columbia Wanger Asset Management, LLC (Columbia Wanger Asset Management) (affiliated funds). Employee compensation and operating goals at all levels are tied to the success of Ameriprise Financial, Inc. and its affiliates, including us. Certain employees may receive higher compensation and other benefits based, in part, on contract values that are invested in the affiliated funds. We or our affiliates receive revenue which ranges up to 0.69% of the average daily net assets invested in the underlying funds through this and other contracts we and our affiliate issue. We or our affiliates may also receive revenue which ranges up to 0.04% of aggregate, net or anticipated sales of underlying funds through this and other contracts we and our affiliate issue. Please see the SAI for a table that ranks the underlying funds according to total dollar amounts they and their affiliates paid us or our affiliates in the prior calendar year.

Expense payments, non-cash compensation and other forms of revenue may influence recommendations your investment professional makes regarding whether you should invest in the contract and whether you should allocate purchase payments or contract value to a subaccount that invests in a particular fund (see “About the Service Providers”).

The revenue we or our affiliates receive from a fund or its affiliates is in addition to revenue we receive from the charges you pay when buying, owning and making a withdrawal from the contract (see “Expense Summary”). However, the revenue we or our affiliates receive from a fund or its affiliates may come, at least in part, from the fund’s fees and expenses you pay indirectly when you allocate contract value to the subaccount that invests in that fund.

•	Why revenues are paid to us: In accordance with applicable laws, regulations and the terms of the agreements under which such revenue is paid, we or our affiliates may receive these revenues including, but not limited to expense payments and non-cash compensation for various purposes:

•	Compensating, training and educating investment professionals who sell the contracts.

•	Granting access to our employees whose job it is to promote sales of the contracts by authorized selling firms and their investment professionals, and granting access to investment professionals of our affiliated selling firms.

•	Activities or services we or our affiliates provide that assist in the promotion and distribution of the contracts including promoting the funds available under the contracts to prospective and existing contract owners, authorized selling firms and investment professionals.

•	Providing sub-transfer agency and shareholder servicing to contract owners.

•	Promoting, including and/or retaining the fund’s investment portfolios as underlying investment options in the contracts.

•	Advertising, printing and mailing sales literature, and printing and distributing prospectuses and reports.

•	Furnishing personal services to contract owners, including education of contract owners, answering routine inquiries regarding a fund, maintaining accounts or providing such other services eligible for service fees as defined under the rules of the Financial Industry Regulatory Authority (FINRA).

•	Subaccounting, transaction processing, recordkeeping and administration.

 12  RIVERSOURCE GALAXY PREMIER VARIABLE ANNUITY — PROSPECTUS

•	Sources of revenue received from affiliated funds: The affiliated funds are managed by Columbia Management Investment Advisers or Columbia Wanger Asset Management. The sources of revenue we receive from these affiliated funds, or from affiliates of these funds, may include, but are not necessarily limited to, the following:

•	Assets of the fund’s adviser and transfer agent or an affiliate. The revenue resulting from these sources may be based either on a percentage of average daily net assets of the fund or on the actual cost of certain services we provide with respect to the fund. We may receive this revenue either in the form of a cash payment or it may be allocated to us.

•	Compensation paid out of 12b-1 fees that are deducted from fund assets and disclosed in the “12b-1 fees” column of the “Annual Operating Expenses of the Funds” table.

•	Sources of revenue received from unaffiliated funds: The unaffiliated funds are not managed by an affiliate of ours. The sources of revenue we receive from these unaffiliated funds, or the funds’ affiliates, may include, but are not necessarily limited to, the following:

•	Assets of the fund’s adviser, subadviser, transfer agent or an affiliate of these and assets of the fund’s distributor or an affiliate. The revenue resulting from these sources usually is based on a percentage of average daily net assets of the fund but there may be other types of payment arrangements.

•	Compensation paid out of 12b-1 fees that are deducted from fund assets and disclosed in the “12b-1 fees” column of the “Annual Operating Expenses of the Funds” table.

RIVERSOURCE GALAXY PREMIER VARIABLE ANNUITY — PROSPECTUS 13

You may allocate purchase payments and transfers to any or all of the subaccounts of the variable account that invest in shares of the following funds:

Investing In	Investment Objective and Policies	Investment Adviser
Columbia Variable Portfolio – Asset Allocation Fund (Class 1)	Seeks total return, consisting of current income and long-term capital appreciation.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Balanced Fund (Class 3)	Seeks maximum total investment return through a combination of capital growth and current income.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Cash Management Fund (Class 3)	Seeks maximum current income consistent with liquidity and stability of principal.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3) (previously Columbia Variable Portfolio – Diversified Equity Income Fund (Class 3))	Seeks high level of current income and, as a secondary goal, steady growth of capital.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Emerging Markets Fund (Class 3) (previously Columbia Variable Portfolio – Emerging Markets Opportunity Fund (Class 3))	Seeks long-term capital growth.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – High Yield Bond Fund (Class 3)	Seeks high current income, with capital growth as a secondary objective.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Income Opportunities Fund (Class 1)	Seeks high total return through current income and capital appreciation.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Large Cap Growth Fund (Class 1)	Seeks long-term capital growth.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3) (previously Columbia Variable Portfolio – Dynamic Equity Fund (Class 3))	Seeks capital appreciation.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – S&P 500 Index Fund (Class 3)	Seeks long-term capital appreciation.	Columbia Management Investment Advisers, LLC

 14  RIVERSOURCE GALAXY PREMIER VARIABLE ANNUITY — PROSPECTUS

Investing In	Investment Objective and Policies	Investment Adviser
Columbia Variable Portfolio – Select Smaller-Cap Value Fund (Class 3)	Seeks long-term capital growth.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Small Company Growth Fund (Class 1)	Seeks long-term capital appreciation.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 1) (previously Columbia Variable Portfolio – Short Duration U.S. Government Fund (Class 1))	Seeks high level of current income and safety of principal consistent with investment in U.S. government and government agency securities.	Columbia Management Investment Advisers, LLC

Fidelity® VIP Balanced Portfolio Service Class	Seeks income and capital growth consistent with reasonable risk. Invests approximately 60% of assets in stocks and other equity securities and the remainder in bonds and other debt securities, including lower-quality debt securities, when its outlook is neutral. Invests at least 25% of total assets in fixed-income senior securities (including debt securities and preferred stock). The fund invests in domestic and foreign issuers.	Fidelity Management & Research Company (FMR) is the fund’s manager. Fidelity Investments Money Management, Inc. (FIMM), FMR Co., Inc. (FMRC), and other investment advisers serve as sub-advisers for the fund.

Fidelity® VIP Growth & Income Portfolio Service Class	Seeks high total return through a combination of current income and capital appreciation. Normally invests a majority of assets in common stocks with a focus on those that pay current dividends and show potential for capital appreciation. Invests in domestic and foreign issuers. The Fund invests in either “growth” stocks or “value” stocks or both.	FMR is the fund’s manager. FMRC and other investment advisers serve as sub-advisers for the fund.

Fidelity® VIP Mid Cap Portfolio Service Class	Seeks long-term growth of capital. Normally invests primarily in common stocks. Normally invests at least 80% of assets in securities of companies with medium market capitalizations. May invest in companies with smaller or larger market capitalizations. Invests in domestic and foreign issuers. The Fund invests in either “growth” or “value” common stocks or both.	FMR is the fund’s manager. FMRC and other investment advisers serve as sub-advisers for the fund.

FTVIPT Franklin Small-Mid Cap Growth Securities Fund – Class 2	Seeks long-term capital growth. Under normal market conditions, the fund invests at least 80% of its net assets in investments of small capitalization and mid capitalization companies.	Franklin Advisers, Inc.

FTVIPT Mutual Shares Securities Fund – Class 2	Seeks capital appreciation, with income as a secondary goal. Under normal market conditions, the fund invests primarily in U.S. and foreign equity securities that the investment manager believes are undervalued.	Franklin Mutual Advisers, LLC

FTVIPT Templeton Foreign Securities Fund – Class 2	Seeks long-term capital growth. Under normal market conditions, the fund invests at least 80% of its net assets in investments of issuers located outside the U.S., including those in emerging markets.	Templeton Investment Counsel, LLC

RIVERSOURCE GALAXY PREMIER VARIABLE ANNUITY — PROSPECTUS 15

Investing In	Investment Objective and Policies	Investment Adviser
Invesco V.I. American Franchise Fund, Series I Shares (previously Invesco Van Kampen V.I. – American Franchise Fund, Series I Shares)	Seeks capital growth.	Invesco Advisers, Inc.

Invesco V.I. Core Equity Fund, Series I Shares	Seeks long-term growth of capital.	Invesco Advisers, Inc.

Janus Aspen Series Enterprise Portfolio: Service Shares	Seeks long-term growth of capital.	Janus Capital Management LLC

Janus Aspen Series Global Technology Portfolio: Service Shares	Seeks long-term growth of capital.	Janus Capital Management LLC

Janus Aspen Series Janus Portfolio: Service Shares	Seeks long-term growth of capital.	Janus Capital Management LLC

MFS® Investors Trust Series – Service Class	Seeks capital appreciation.	MFS® Investment Management

MFS® New Discovery Series – Service Class	Seeks capital appreciation.	MFS® Investment Management

MFS® Total Return Series – Service Class	Seeks total return.	MFS® Investment Management

MFS® Utilities Series – Service Class	Seeks total return.	MFS® Investment Management

Putnam VT Growth and Income Fund – Class IB Shares	Seeks capital growth and current income.	Putnam Investment Management, LLC, adviser; Putnam Advisory Company, LLC, sub-adviser; and Putnam Investments Limited

Putnam VT International Equity Fund – Class IB Shares	Seeks capital appreciation.	Putnam Investment Management, LLC, adviser; Putnam Advisory Company, LLC, sub-adviser; and Putnam Investments Limited

Putnam VT Multi-Cap Growth Fund – Class IB Shares	Seeks long-term capital appreciation.	Putnam Investment Management, LLC

The Guarantee Period Accounts (GPAs)

The GPAs may not be available in some states.

You may allocate purchase payments to one or more of the GPAs with guarantee periods ranging from two to ten years. The minimum required investment in each GPA is $1,000. These accounts are not offered after annuity payouts begin.

Each GPA pays an interest rate that is declared when you make an allocation to that account. That interest rate is then fixed for the guarantee period that you chose. We will periodically change the declared interest rate for any future allocations to these accounts, but we will not change the rate paid on contract value currently in a GPA.

The interest rates that we will declare as guaranteed rates in the future are determined by us at our discretion (“future rates”). We will determine these Future Rates based on various factors including, but not limited to, the interest rate environment, returns we earn on investments in the nonunitized separate account we have established for the GPAs, the rates currently in

 16  RIVERSOURCE GALAXY PREMIER VARIABLE ANNUITY — PROSPECTUS

effect for new and existing RiverSource Life annuities, product design, competition and RiverSource Life’s revenues and other expenses. We cannot predict nor can we guarantee what future rates will be.

You may transfer or withdraw contract value out of the GPAs within 30 days before the end of the Guarantee Period without receiving a MVA (see “Market Value Adjustment (MVA)” below.) During this 30 day window, you may choose to start a new guarantee period of the same length, transfer the contract value to another GPA, transfer the contract value to any of the subaccounts, or withdraw the contract value from the contract (subject to applicable withdrawal provisions). If we do not receive any instructions at the end of your guarantee period our current practice is to automatically transfer the contract value into the one-year fixed account.

We hold amounts you allocate to the GPAs in a “nonunitized” separate account. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the GPAs. State insurance law prohibits us from charging this separate account with liabilities of any other separate account or of our general business. We own the assets of this separate account as well as any favorable investment performance of those assets. You do not participate in the performance of the assets held in this separate account. We guarantee all benefits relating to your value in the GPAs. This guarantee is based on the continued claims-paying ability of the company’s general account. You should be aware that our general account is exposed to the risks normally associated with a portfolio of fixed-income securities, including interest rate, option, liquidity and credit risk. You should also be aware that we issue other types of insurance and financial products as well, and we also pay our obligations under these products from assets in our general account. Our general account is not segregated or insulated from the claims of our creditors. The financial statements contained in the SAI include a further discussion of the risks inherent within the investments of the general account.

We intend to construct and manage the investment portfolio relating to the separate account in such a way as to minimize the impact of fluctuations by interest rates. We seek to achieve this by constructing a portfolio of assets with a price sensitivity to interest rate changes (i.e., price duration) that is similar to the price duration of the corresponding portfolio of liabilities.

We must invest this portfolio of assets in accordance with requirements established by applicable state laws regarding the nature and quality of investments that life insurance companies may make and the percentage of their assets that they may commit to any particular type of investment. Our investment strategy will incorporate the use of a variety of debt instruments having price durations tending to match the applicable guarantee periods. These instruments include, but are not necessarily limited to, the following:

•	Securities issued by the U.S. government or its agencies or instrumentalities, which issues may or may not be guaranteed by the U.S. government;

•	Debt securities that have an investment grade, at the time of purchase, within the four highest grades assigned by any of three nationally recognized rating agencies — Standard & Poor’s, Moody’s Investors Service or Fitch (formerly Duff & Phelps) — or are rated in the two highest grades by the National Association of Insurance Commissioners;

•	Other debt instruments which are unrated or rated below investment grade, limited to 10% of assets at the time of purchase; and

•	Real estate mortgages, limited to 45% of portfolio assets at the time of acquisition.

In addition, options and futures contracts on fixed income securities will be used from time to time to achieve and maintain appropriate investment and liquidity characteristics on the overall asset portfolio.

While this information generally describes our investment strategy, we are not obligated to follow any particular strategy except as may be required by federal law and Indiana and other state insurance laws.

MARKET VALUE ADJUSTMENT (MVA)
We guarantee the contract value allocated to your GPA, including the interest credited, if you do not make any transfers or withdrawals from that GPA prior to 30 days before the end of the Guarantee Period. However, we will apply an MVA if a transfer or withdrawal occurs prior to this time, unless the transfer is an automated transfer from the two-year GPA as part of a dollar-cost averaging program or an Interest Sweep strategy. The MVA also affects amounts withdrawn from a GPA prior to 30 days before the end of the Guarantee Period that are used to purchase payouts under an annuity payout plan. We will refer to all of these transactions as “early withdrawals” in the discussion below.

When you request an early withdrawal, we adjust the early withdrawal amount by an MVA formula. The early withdrawal amount reflects the relationship between the guaranteed interest rate you are earning in your current GPA and the interest rate we are crediting on new GPAs that end at the same time as your current GPA.

The MVA is sensitive to changes in current interest rates. The magnitude of any applicable MVA will depend on our current schedule of guaranteed interest rates at the time of the withdrawal, the time remaining in your Guarantee Period and your guaranteed interest rate. The MVA is negative, zero or positive depending on how the guaranteed interest rate on your GPA

RIVERSOURCE GALAXY PREMIER VARIABLE ANNUITY — PROSPECTUS 17

compares to the interest rate of a new GPA for the same number of years as the Guarantee Period remaining on your GPA. This is summarized in the following table:

If your GPA rate is:	The MVA is:

Less than the new GPA rate + 0.10%	Negative

Equal to the new GPA rate + 0.10%	Zero

Greater than the new GPA rate + 0.10%	Positive

General Examples
As the examples below demonstrate, the application of an MVA may result in either a gain or loss of principal. We refer to all of the transactions described below as “early withdrawals.”

Assume:

•	You purchase a contract and allocate part of your purchase payment to the ten-year GPA.

•	We guarantee an interest rate of 3.0% annually for your ten-year Guarantee Period.

•	After three years, you decide to make a withdrawal from your GPA. In other words, there are seven years left in your Guarantee Period.

Remember that the MVA depends partly on the interest rate of a new GPA for the same number of years as the Guarantee Period remaining on your GPA. In this case, that is seven years.

Example 1: Remember that your GPA is earning 3.0%. Assume at the time of your withdrawal new GPAs that we offer with a seven-year Guarantee Period are earning 3.5%. We add 0.10% to the 3.5% rate to get 3.6%. Your GPA’s 3.0% rate is less than the 3.6% rate so the MVA will be negative.

Example 2: Remember again that your GPA is earning 3.0%, and assume that new GPAs that we offer with a seven-year Guarantee Period are earning 2.5%. We add 0.10% to the 2.5% rate to get 2.6%. In this example, since your GPA’s 3.0% rate is greater than the 2.6% rate, the MVA will be positive. To determine that adjustment precisely, you will have to use the formula described below.

Sample MVA Calculations

The precise MVA formula we apply is as follows:

Early withdrawal amount ×	[(	1 + i 1 + j + .001)	n/12	− 1]	= MVA

Where	i = rate earned in the GPA from which amounts are being transferred or withdrawn.

j = current rate for a new Guaranteed Period equal to the remaining term in the current Guarantee Period.

n = number of months remaining in the current Guarantee Period (rounded up).

Examples

Using assumptions similar to those we used in the examples above:

•	You purchase a contract and allocate part of your purchase payment to the ten-year GPA.

•	We guarantee an interest rate of 3.0% annually for your ten-year Guarantee Period.

•	After three years, you decide to make a $1,000 withdrawal from your GPA. In other words, there are seven years left in your Guarantee Period.

Example 1: You request an early withdrawal of $1,000 from your ten-year GPA earning a guaranteed interest rate of 3.0%. Assume at the time of your withdrawal new GPAs that we offer with a seven-year Guarantee Period are earning 3.5%. Using the formula above, we determine the MVA as follows:

$1,000 ×	[(	1.030 1 + .035 + .001)	84/12	− 1]	= −$39.84

In this example, the MVA is a negative $39.84.

 18  RIVERSOURCE GALAXY PREMIER VARIABLE ANNUITY — PROSPECTUS

Example 2: You request an early withdrawal of $1,000 from your ten-year GPA earning a guaranteed interest rate of 3.0%. Assume at the time of your withdrawal new GPAs that we offer with a seven-year Guarantee Period are earning 2.5%. Using the formula above, we determine the MVA as follows:

$1,000 ×	[(	1.030 1 + .025 + .001)	84/12	− 1]	= $27.61

In this example, the MVA is a positive $27.61.

Please note that when you allocate your purchase payment to the ten-year GPA and your purchase payment is in its fourth year from receipt at the beginning of the Guarantee Period, your withdrawal charge percentage is 6%. (See “Charges — Withdrawal Charge.”) We do not apply MVAs to the amounts we deduct for withdrawal charges, so we would deduct the withdrawal charge from your early withdrawal after we applied the MVA. Also note that when you request an early withdrawal, we withdraw an amount from your GPA that will give you the net amount you requested after we apply the MVA and any applicable withdrawal charge, unless you request otherwise.

The current interest rate we offer on the GPA will change periodically at our discretion. It is the rate we are then paying on purchase payments, renewals and transfers paid under this class of contracts for Guarantee Period durations equaling the remaining Guarantee Period of the GPA to which the formula is being applied.

We will not apply MVAs to amounts withdrawn for annual contract charges, to amounts we pay as death claims or to automatic transfers from the two-year GPA as part of a dollar-cost averaging program or an Interest Sweep strategy. In some states, the MVA is limited.

The One-Year Fixed Account

You may allocate purchase payments or transfer accumulated value to the one-year fixed account. Some states may restrict the amount you can allocate to this account. We back the principal and interest guarantees relating to the one-year fixed account. These guarantees are based on the continued claims-paying ability of the company’s general account. You should be aware that our general account is exposed to the risks normally associated with a portfolio of fixed-income securities, including interest rate, option, liquidity and credit risk. The financial statements contained in the SAI include a further discussion of the risks inherent within the investments of the general account. The value of the one-year fixed account increases as we credit interest to the account. Purchase payments and transfers to the one-year fixed account become part of our general account. We credit and compound interest daily based on a 365-day year (366 in a leap year) so as to produce the annual effective rate which we declare. The interest rate we apply to each purchase payment or transfer to the one-year fixed account is guaranteed for one year. Thereafter we will change the rates from time-to-time at our discretion. These rates will be based on various factors including, but not limited to, the interest rate environment, returns earned on investments backing these annuities, the rates currently in effect for new and existing RiverSource Life annuities, product design, competition, and RiverSource Life’s revenues and expenses.

The one-year fixed account is not required to be registered with the SEC. The SEC staff does not review the disclosures in this prospectus on the one-year fixed account, however, disclosures regarding the one-year fixed account may be subject to certain generally applicable provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

Buying Your Contract

New contracts are not currently being offered. We are required by law to obtain personal information from you which we will use to verify your identity. If you do not provide this information we reserve the right to refuse to issue your contract or take other steps we deem reasonable. As the owner, you have all rights and may receive all benefits under the contract. You can own a nonqualified annuity in joint tenancy with rights of survivorship only in spousal situations. You cannot own a qualified annuity in joint tenancy. You can become an owner if you are 90 or younger. (The age limit may be younger for qualified annuities in some states.)

When you applied, you selected (if available in your state):

•	the one-year fixed account, GPAs and/or subaccounts in which you wanted to invest(1);

•	how you wanted to make purchase payments;

•	the date you wanted to start receiving annuity payouts (the retirement date);

•	a death benefit option(2);

•	the optional Benefit Protector Death Benefit Rider(3);

RIVERSOURCE GALAXY PREMIER VARIABLE ANNUITY — PROSPECTUS 19

•	the optional Benefit Protector Plus Death Benefit Rider(3); and

•	a beneficiary.

(1)	Some states restrict the amount you can allocate to the GPAs and the one-year fixed account. GPAs may not be available in some states.
(2)	The MAV death benefit is available if you and the annuitant are 78 or younger at contract issue. If either you or the annuitant are 79 or older at contract issue the ROP death benefit will apply.
(3)	Available if you and the annuitant are 75 or younger at contract issue. Riders may not be available in all states.

The contract provides for allocation of purchase payments to the subaccounts to the GPAs and/or to the one-year fixed account in even 1% increments subject to the $1,000 minimum required investment for the GPAs.

We apply your purchase payments to the GPAs, one-year fixed account and subaccounts you select. If we receive your purchase payment at our corporate office before the close of business, we will credit any portion of that payment allocated to the subaccounts using the accumulation unit value we calculate on the valuation date we received the payment. If we receive an additional purchase payment at our corporate office at or after the close of business, we will credit any portion of that payment allocated to the subaccounts using the accumulation unit value we calculate on the next valuation date after we received the payment.

You may make monthly payments to your contract under a Systematic Investment Plan (SIP). To begin the SIP, you will complete and send a form and your first SIP payment along with your application. There is no charge for SIP. You can stop your SIP payments at any time.

In most states, you may make additional purchase payments to nonqualified and qualified annuities until the retirement date. In Massachusetts, you may make additional purchase payments for ten years only.

THE RETIREMENT DATE
Annuity payouts are to begin on the retirement date. Your selected date can align with your actual retirement from a job, or it can be a different future date, depending on your needs and goals and on certain restrictions. You also can change the retirement date, provided you send us written instructions at least 30 days before annuity payouts begin.

For nonqualified annuities and Roth IRAs, the retirement date must be:

•	no earlier than the 30th day after the contract’s effective date; and

•	no later than the annuitant’s 85th birthday (or the tenth contract anniversary, if later), or such other date as agreed upon by us.

For qualified annuities except Roth IRAs, to comply with IRS regulations, the retirement date generally must be:

•	for IRAs, by April 1 of the year following the calendar year when the annuitant reaches age 70 1/2; or

•	for all other qualified annuities, by April 1 of the year following the calendar year when the annuitant reaches age 70 1/2 or, if later, retires (except that 5% business owners may not select a retirement date that is later than April 1 of the year following the calendar year when they reach age 70 1/2).

If you satisfy your required minimum distributions in the form of partial withdrawals from this contract, annuity payouts can start as late as the annuitant’s 85th birthday or the tenth contract anniversary, if later, or a date that has been otherwise agreed to by us.

Contract owners of IRAs and TSAs may also be able to satisfy required minimum distributions using other IRAs or TSAs, and in that case, may delay the annuity payout start date for this contract.

BENEFICIARY
We will pay to your named beneficiary the death benefit if it becomes payable before the retirement date while the contract is in force and before annuity payouts begin. If there is more than one beneficiary, we will pay each beneficiary’s designated share when we receive their completed claim. A beneficiary will bear the investment risk of the variable account until we receive the beneficiary’s completed claim. If there is no named beneficiary, the default provisions of your contract will apply. (See “Benefits in Case of Death” for more about beneficiaries.)

PURCHASE PAYMENTS
Purchase payment amounts and purchase payment timing may vary by state and be limited under the terms of your contract.

Minimum purchase payments
  $50 for SIPs

  $100 for all other payments

 20  RIVERSOURCE GALAXY PREMIER VARIABLE ANNUITY — PROSPECTUS

Maximum total purchase payments*
  $1,000,000 for issue ages up to 85

  $100,000 for issue ages 86 to 90

*	These limits apply in total to all RiverSource Life annuities you own. We reserve the right to waive or increase maximum limits. For qualified annuities, the tax-deferred retirement plan’s or the Code’s limits on annual contributions also apply.

HOW TO MAKE PURCHASE PAYMENTS

 1 By letter

Send your check along with your name and contract number to:

RiverSource Life Insurance Company
829 Ameriprise Financial Center
Minneapolis, MN 55474

 2 By SIP

Contact your investment professional to complete the necessary SIP paperwork.

LIMITATIONS ON USE OF CONTRACT
If mandated by applicable law, including, but not limited to, federal anti-money laundering laws, we may be required to reject a purchase payment. We may also be required to block an owner’s access to contract values or to satisfy other statutory obligations. Under these circumstances, we may refuse to implement requests for transfers, withdrawals or death benefits until instructions are received from the appropriate governmental authority or a court of competent jurisdiction.

Charges

ALL CONTRACTS

CONTRACT ADMINISTRATIVE CHARGE
We charge this fee for establishing and maintaining your records. We deduct $30 from the contract value on your contract anniversary or, if earlier, when the contract is fully withdrawn. We prorate this charge among the subaccounts, the GPAs and the one-year fixed account in the same proportion your interest in each account bears to your total contract value. Some states limit the amount of any contract charge allocated to the one-year fixed account.

We will waive this charge when your contract value is $50,000 or more on the current contract anniversary.

If you take a full withdrawal from your contract, we will deduct this charge at the time of withdrawal regardless of the contract value. We cannot increase the annual contract administrative charge and it does not apply after annuity payouts begin or when we pay death benefits.

VARIABLE ACCOUNT ADMINISTRATIVE CHARGE
We apply this charge daily to the subaccounts. It is reflected in the unit values of your subaccounts and it totals 0.15% of their average daily net assets on an annual basis. It covers certain administrative and operating expenses of the subaccounts such as accounting, legal and data processing fees and expenses involved in the preparation and distribution of reports and prospectuses. We cannot increase the variable account administrative charge.

MORTALITY AND EXPENSE RISK FEE
We charge these fees daily to the subaccounts. The unit values of your subaccounts reflect these fees and they total either 1.00% or 1.10% of their average daily net assets on an annual basis depending on the death benefit option that applies to your contract. If you select the ROP death benefit, the mortality and expense risk fee is 1.00%. If you select the MAV death benefit, the mortality and expense risk fee is 1.10%. These fees cover the mortality and expense risk that we assume. These fees do not apply to the GPAs or the one-year fixed account.

Mortality risk arises because of our guarantee to pay a death benefit and our guarantee to make annuity payouts according to the terms of the contract, no matter how long a specific owner or annuitant lives and no matter how long our entire group of owners or annuitants live. If, as a group, owners or annuitants outlive the life expectancy we assumed in our actuarial tables, then we must take money from our general assets to meet our obligations. If, as a group, owners or annuitants do not live as long as expected, we could profit from the mortality risk fee. We deduct the mortality risk fee from the subaccounts during the annuity payout period even if the annuity payout plan does not involve a life contingency.

RIVERSOURCE GALAXY PREMIER VARIABLE ANNUITY — PROSPECTUS 21

Expense risk arises because we cannot increase the contract administrative charge or the variable account administrative charge and these charges may not cover our expenses. We would have to make up any deficit from our general assets. We could profit from the expense risk fee if future expenses are less than expected.

The subaccounts pay us the mortality and expense risk fee they accrued as follows:

•	first, to the extent possible, the subaccounts pay this fee from any dividends distributed from the funds in which they invest;

•	then, if necessary, the funds redeem shares to cover any remaining fees payable.

We may use any profits we realize from the subaccounts’ payment to us of the mortality and expense risk fee for any proper corporate purpose, including, among others, payment of distribution (selling) expenses. We do not expect that the withdrawal charge will cover sales and distribution expenses.

WITHDRAWAL CHARGE
If you withdraw all or part of your contract value, a withdrawal charge applies if all or part of the withdrawal amount is from any purchase payment we received less than eight years before the date of withdrawal. In addition, amounts withdrawn from a GPA more than 30 days before the end of the applicable Guarantee Period will be subject to a MVA. (See “The Fixed Accounts — Market Value Adjustment (MVA).”)

Each time you make a purchase payment under the contract, a withdrawal charge attaches to that purchase payment. The withdrawal charge percentage for each purchase payment declines according to a schedule shown in the contract. For example, during the first two years after a purchase payment is made, the withdrawal charge percentage attached to that payment is 8%. The withdrawal charge percentage for that payment during the seventh year after it is made is 2%. At the beginning of the eighth year after that purchase payment is made, and thereafter, there is no withdrawal charge as to that payment.

You may withdraw an amount during any contract year without incurring a withdrawal charge. We call this amount the Total Free Amount (“TFA”). The TFA is the amount of your contract value that you may withdraw without incurring a withdrawal charge. Amounts withdrawn in excess of the Total Free Amount may be subject to a withdrawal charge as described below. The Total Free Amount is defined as the maximum of (a) and (b) where:

(a)	is 10% of your prior anniversary’s contract value; and

(b)	is current contract earnings.

NOTE: We determine current contract earnings (CE) by looking at the entire contract value (CV), not the earnings of any particular subaccount, GPA or the one-year fixed account. If the contract value is less than purchase payments received and not previously withdrawn (PPNPW) then contract earnings are zero. We consider your initial purchase payment to be the prior anniversary’s contract value during the first contract year.

For purposes of calculating any withdrawal charge, we treat amounts withdrawn from your contract value in the following order:

1.	First, in each contract year, we withdraw amounts totaling up to 10% of your prior anniversary’s contract value. We do not assess a withdrawal charge on this amount.

2.	Next, we withdraw contract earnings, if any, that are greater than the amount described in number one above. We do not assess a withdrawal charge on contract earnings.

3.	Next we withdraw purchase payments received prior to the withdrawal charge period shown in your contract. We do not assess a withdrawal charge on these purchase payments.

4.	Finally, if necessary, we withdraw purchase payments received that are still within the withdrawal charge period you selected and shown in your contract. We withdraw these payments on a “first-in, first-out” (FIFO) basis. We do assess a withdrawal charge on these payments.

NOTE: After withdrawing earnings in numbers one and two above, we next withdraw enough additional contract value (ACV) to meet your requested withdrawal amount. If the amount described in number one above was greater than contract earnings prior to the withdrawal, the excess (XSF) will be excluded from the purchase payments being withdrawn that were received most recently when calculating the withdrawal charge. We determine the amount of purchase payments being withdrawn (PPW) in numbers three and four above as:

PPW	=	XSF	+	(ACV − XSF) (CV − TFA)	×	(PPNPW − XSF)

If the additional contract value withdrawn is less than XSF, then PPW will equal ACV.

 22  RIVERSOURCE GALAXY PREMIER VARIABLE ANNUITY — PROSPECTUS

We determine your withdrawal charge by multiplying each of these payments by the applicable withdrawal charge percentage, and then totaling the withdrawal charges.

The withdrawal charge percentage depends on the number of years since you made the payments that are withdrawn.

Years from purchase	Withdrawal charge
payment receipt	percentage

1	8%

2	8

3	7

4	6

5	5

6	4

7	2

Thereafter	0

For a partial withdrawal that is subject to a withdrawal charge, the amount we actually deduct from your contract value will be the amount you request plus any applicable withdrawal charge. The withdrawal charge percentage is applied to this total amount. We pay you the amount you requested.

The amount of purchase payments withdrawn is calculated using a prorated formula based on the percentage of contract value being withdrawn. As a result, the amount of purchase payments withdrawn may be greater than the amount of contract value withdrawn.

Withdrawal charge under Annuity Payout Plan E — Payouts for a specified period: If you are receiving variable annuity payments under this annuity payout plan, you can choose to take a withdrawal. The amount that you can withdraw is the present value of any remaining variable payouts. The discount rate we use in the calculation will be 5.17% for the assumed investment return of 3.5% and 6.67% for the assumed investment return of 5.0%. The withdrawal charge equals the present value of the remaining payouts using the assumed investment return minus the present value of the remaining payouts using the discount rate. (See “Charges — Withdrawal Charge” and “The Annuity Payout Period — Annuity Payout Plans.”)

Withdrawal charge calculation example
The following is an example of the calculation we would make to determine the withdrawal charge on a contract with this history:

•	We receive these payments:

– $10,000 initial;

– $8,000 on the sixth contract anniversary;

– $6,000 on the eighth contract anniversary; and

•	The owner withdraws the contract for its total withdrawal value of $38,101 during the eleventh contract year and does not make any other withdrawals during that contract year; and

•	The prior anniversary contract value is $38,488.

Withdrawal
charge	Explanation

$0	$3,848.80 is 10% of the prior anniversary’s contract value withdrawn without withdrawal charge; and
0	$10,252.20 is contract earnings in excess of the 10% TFA withdrawal amount withdrawn without withdrawal charge; and
0	$10,000 initial purchase payment was received eight or more years before withdrawal and is withdrawn without withdrawal charge; and
400	$8,000 purchase payment is in its fifth year from receipt, withdrawn with a 5% withdrawal charge; and
420	$6,000 purchase payment is in its third year from receipt, withdrawn with a 7% withdrawal charge.

$820

Waiver of withdrawal charge
We do not assess a withdrawal charge for:

•	withdrawals of any contract earnings;

RIVERSOURCE GALAXY PREMIER VARIABLE ANNUITY — PROSPECTUS 23

•	withdrawals of amounts totaling up to 10% of your prior contract anniversary’s contract value to the extent they exceed contract earnings;

•	required minimum distributions from a qualified annuity to the extent that they exceed the free amount. The amount on which withdrawal charges are waived can be no greater than the RMD amount calculated under your specific contract currently in force;

•	contracts settled using an annuity payout plan;

•	death benefits;

•	withdrawals you make under your contract’s “Waiver of Withdrawal Charges” provision. To the extent permitted by state law, your contract will include this provision when you and the annuitant are under age 76 at contract issue. We will waive withdrawal charges that we normally assess upon full or partial withdrawal if you provide proof satisfactory to us that, as of the date you request the withdrawal, you or the annuitant are confined to a hospital or nursing home and have been for the prior 60 days. (See your contract for additional conditions and restrictions on this waiver); and

•	to the extent permitted by state law, withdrawals you make if you or the annuitant are diagnosed in the second or later contract years as disabled with a medical condition that with reasonable medical certainty will result in death within 12 months or less from the date of the licensed physician’s statement. You must provide us with a licensed physician’s statement containing the terminal illness diagnosis and the date the terminal illness was initially diagnosed.

Possible group reductions: In some cases we may incur lower sales and administrative expenses due to the size of the group, the average contribution and the use of group enrollment procedures. In such cases, we may be able to reduce or eliminate the contract administrative and withdrawal charges. However, we expect this to occur infrequently.

FUND FEES AND EXPENSES
There are deductions from and expenses paid out of the assets of the funds that are described in the prospectuses for those funds. (See “Annual Operating Expenses of the Funds.”)

PREMIUM TAXES
Certain state and local governments impose premium taxes on us (up to 3.5%). These taxes depend upon your state of residence or the state in which the contract was issued. Currently, we deduct any applicable premium tax when annuity payouts begin, but we reserve the right to deduct this tax at other times such as when you make purchase payments or when you make a full withdrawal from your contract.

OPTIONAL DEATH BENEFIT CHARGES

BENEFIT PROTECTOR DEATH BENEFIT RIDER FEE
We charge a fee for the optional feature only if you select it. If selected, we deduct 0.25% of your contract value on your contract anniversary. We prorate this fee among the GPAs, the one-year fixed account and the subaccounts in the same proportion your interest in each account bears to your total contract value.

If the contract is terminated for any reason other than death or when annuity payouts begin, we will deduct the fee from the proceeds payable adjusted for the number of calendar days coverage was in place since we last deducted the fee. We cannot increase this annual fee after the rider effective date and it does not apply after annuity payouts begin or when we pay death benefits.

BENEFIT PROTECTOR PLUS DEATH BENEFIT RIDER FEE
We charge a fee for the optional feature only if you select it. If selected, we deduct 0.40% of your contract value on your contract anniversary. We prorate this fee among the GPAs, the one-year fixed account and the subaccounts in the same proportion your interest in each account bears to your total contract value.

If the contract is terminated for any reason other than death or when annuity payouts begin, we will deduct the fee from the proceeds payable adjusted for the number of calendar days coverage was in place since we last deducted the fee. We cannot increase this annual fee after the rider effective date and it does not apply after annuity payouts begin or when we pay death benefits.

 24  RIVERSOURCE GALAXY PREMIER VARIABLE ANNUITY — PROSPECTUS

Valuing Your Investment

We value your accounts as follows:

GPAs AND ONE-YEAR FIXED ACCOUNT
We value the amounts you allocated to the GPAs and the one-year fixed account directly in dollars. The value of these accounts equals:

•	the sum of your purchase payments and transfer amounts allocated to the one-year fixed account and the GPAs (including any positive or negative MVA on amounts transferred from the GPAs to the one-year fixed account);

•	plus interest credited;

•	minus the sum of amounts withdrawn (including any applicable withdrawal charges) and amounts transferred out;

•	minus any prorated portion of the contract administrative charge; and

•	minus the prorated portion of the fee for any of the following optional benefits you have selected:

– Benefit Protector rider

– Benefit Protector Plus rider

SUBACCOUNTS
We convert amounts you allocated to the subaccounts into accumulation units. Each time you make a purchase payment or transfer amounts into one of the subaccounts, we credit a certain number of accumulation units to your contract for that subaccount. Conversely, we subtract a certain number of accumulation units from your contract each time you take a partial withdrawal, transfer amounts out of a subaccount, or we assess a contract administrative charge, a withdrawal charge or fee for any optional riders with annual charges (if applicable).

The accumulation units are the true measure of investment value in each subaccount during the accumulation period. They are related to, but not the same as, the net asset value of the fund in which the subaccount invests. The dollar value of each accumulation unit can rise or fall daily depending on the variable account expenses, performance of the fund and on certain fund expenses.

Here is how we calculate accumulation unit values:

Number of units: To calculate the number of accumulation units for a particular subaccount we divide your investment by the current accumulation unit value.

Accumulation unit value: The current accumulation unit value for each subaccount equals the last value times the subaccount’s current net investment factor.

We determine the net investment factor by:

•	adding the fund’s current net asset value per share, plus the per share amount of any accrued income or capital gain dividends to obtain a current adjusted net asset value per share; then

•	dividing that sum by the previous adjusted net asset value per share; and

•	subtracting the percentage factor representing the mortality and expense risk fee and the variable account administrative charge from the result.

Because the net asset value of the fund may fluctuate, the accumulation unit value may increase or decrease. You bear all the investment risk in a subaccount.

Factors that affect subaccount accumulation units: accumulation units may change in two ways — in number and in value.

The number of accumulation units you own may fluctuate due to:

•	additional purchase payments you allocated to the subaccounts;

•	transfers into or out of the subaccounts (including any positive or negative MVA on amounts transferred from the GPAs);

•	partial withdrawals;

•	withdrawal charges;

and the deduction of a prorated portion of:

•	the contract administrative charge;

•	the fee for any of the following optional benefits you have selected:

– Benefit Protector rider

– Benefit Protector Plus rider

RIVERSOURCE GALAXY PREMIER VARIABLE ANNUITY — PROSPECTUS 25

Accumulation unit values will fluctuate due to:

•	changes in fund net asset value;

•	fund dividends distributed to the subaccounts;

•	fund capital gains or losses;

•	fund operating expenses; and

•	mortality and expense risk fee and the variable account administrative charge.

Making the Most of Your Contract

AUTOMATED DOLLAR-COST AVERAGING
Currently, you can use automated transfers to take advantage of dollar-cost averaging (investing a fixed amount at regular intervals). For example, you might transfer a set amount monthly from a relatively conservative subaccount to a more aggressive one, or to several others, or from the one-year fixed account or the two-year GPA (without a MVA) to one or more subaccounts. The three to ten year GPAs are not available for automated transfers. You can also obtain the benefits of dollar-cost averaging by setting up regular automatic SIP payments or by establishing an Interest Sweep strategy. Interest Sweeps are a monthly transfer of the interest earned from either the one-year fixed account or the two-year GPA into the subaccounts of your choice. If you participate in an Interest Sweep strategy the interest you earn will be less than the annual interest rate we apply because there will be no compounding. There is no charge for dollar-cost averaging.

This systematic approach can help you benefit from fluctuations in accumulation unit values caused by fluctuations in the market values of the funds. Since you invest the same amount each period, you automatically acquire more units when the market value falls and fewer units when it rises. The potential effect is to lower your average cost per unit.

How dollar-cost averaging works

					Number
			Amount	Accumulation	of units
By investing an equal number of dollars each month ...		Month	invested	unit value	purchased

		Jan	$100	$20	5.00

		Feb	100	18	5.56

you automatically buy		Mar	100	17	5.88

more units when the	è	Apr	100	15	6.67

per unit market price is low...		May	100	16	6.25

		Jun	100	18	5.56

		Jul	100	17	5.88

and fewer units		Aug	100	19	5.26

when the per unit	è	Sept	100	21	4.76

market price is high.		Oct	100	20	5.00

You paid an average price of $17.91 per unit over the 10 months, while the average market price actually was $18.10.

Dollar-cost averaging does not guarantee that any subaccount will gain in value nor will it protect against a decline in value if market prices fall. Because dollar-cost averaging involves continuous investing, your success will depend upon your willingness to continue to invest regularly through periods of low price levels. Dollar-cost averaging can be an effective way to help meet your long-term goals. For specific features contact your investment professional.

TIERED DOLLAR-COST AVERAGING (TIERED DCA) PROGRAM
If your net contract value(1) is at least $10,000, you can choose to participate in the Tiered DCA program. There is no charge for Tiered DCA. Under the Tiered DCA program, you can allocate a new purchase payment to one of two special Tiered DCA accounts. We determine which Tiered DCA account you are eligible for as follows:

If your net contract value(1) is...	we allocate your new purchase payment to:

$10,000–$49,999	Tier 1 DCA account

$50,000 or more	Tier 2 DCA account(2)

(1)	“Net contract value” equals your current contract value plus any new purchase payment. If this is a new contract funded by purchase payments from multiple sources, we determine your net contract value based on the purchase payments, withdrawal requests and exchange requests submitted with your application.
(2)	You cannot allocate your new purchase payments to a Tier 1 DCA account if you are eligible to participate in a Tier 2 DCA account.

 26  RIVERSOURCE GALAXY PREMIER VARIABLE ANNUITY — PROSPECTUS

You may only allocate a new purchase payment of at least $1,000 to the Tiered DCA account for which you are eligible. You cannot transfer existing contract values into the Tiered DCA account. Each Tiered DCA account lasts for either six months or twelve months from the time we receive your first purchase payment. We make monthly transfers of your total Tiered DCA account value into the GPAs, the one-year fixed account and/or subaccount you select over the six-month or twelve-month period. If you elect to transfer into a GPA, you must meet the $1,000 minimum required investment limitation for each transfer.

We reserve the right to credit a lower interest rate to each Tiered DCA account if you select the GPAs or the one-year fixed account as part of your Tiered DCA transfers. We will change the interest rate on each Tiered DCA account from time to time at our discretion. From time to time, we may credit interest to the Tiered DCA account at promotional rates that are higher than those we credit to the one-year fixed account. We base these rates on competition and on the interest rate we are crediting to the one-year fixed account at the time of the change. Once we credit interest to a particular purchase payment, that rate does not change even if we change the rate we credit on new purchase payments or if your net contract value changes.

We credit each Tiered DCA account with the current guaranteed annual rate that is in effect on the date we receive your purchase payment. However, we credit this annual rate over the six-month or twelve-month period on the balance remaining in your Tiered DCA account. Therefore, the net effective interest rate you receive is less than the stated annual rate. We do not credit this interest after we transfer the value out of the Tiered DCA account into the accounts you selected.

If you make additional purchase payments while a Special DCA account term is in progress, the amounts you allocate to an existing Special DCA account will be transferred out of the Special DCA account over the reminder of the term. If you are funding a Tiered DCA account from multiple sources, we apply each purchase payment to the account and credit interest on that purchase payment on the date we receive it. This means that all purchase payments may not be in the Tiered DCA account at the beginning of the six-month or twelve-month period. Therefore, you may receive less total interest than you would have if all your purchase payments were in the Tiered DCA account from the beginning. If we receive any of your multiple-source payments after the six-month or twelve-month period ends, you can either allocate those payments to a new Tiered DCA account (if available) or to any other accounts available under your contract.

You cannot participate in the Tiered DCA program if you are making payments under a Systematic Investment Plan. You may simultaneously participate in the Tiered DCA program and the asset-rebalancing program as long as your subaccount allocation is the same under both programs. If you elect to change your subaccount allocation under one program, we automatically will change it under the other program so they match. If you participate in more than one Tiered DCA account, the asset allocation for each account may be different as long as you are not also participating in the asset-rebalancing program.

You may terminate your participation in the Tiered DCA program at any time. If you do, we will not credit the current guaranteed annual interest rate on any remaining Tiered DCA account balance. We will transfer the remaining balance from your Tiered DCA account to the other accounts you selected for your DCA transfers or we will allocate it in any manner you specify. Similarly, if we cannot accept any additional purchase payments into the Tiered DCA program, we will allocate the purchase payments to the other accounts you selected for your DCA transfers or in any other manner you specify.

We can modify the terms or discontinue the Tiered DCA program at any time. Any modifications will not affect any purchase payments that are already in a Tiered DCA account.

The Tiered DCA program does not guarantee that any subaccount will gain in value nor will it protect against a decline in value if market prices fall. Because dollar-cost averaging involves continuous investing, your success will depend upon your willingness to continue to invest regularly through periods of low price levels. Dollar-cost averaging can be an effective way to help meet your long-term goals.

ASSET REBALANCING
You can ask us in writing to automatically rebalance the subaccount portion of your contract value either quarterly, semiannually, or annually. The period you select will start to run on the date we record your request. On the first valuation date of each of these periods, we automatically will rebalance your contract value so that the value in each subaccount matches your current subaccount percentage allocations. These percentage allocations must be in whole numbers. Asset rebalancing does not apply to the GPAs or the one-year fixed account. There is no charge for asset rebalancing. The contract value must be at least $2,000.

You can change your percentage allocations or your rebalancing period at any time by contacting us in writing. If you are also participating in the Tiered DCA program and you change your subaccount asset allocation for the asset rebalancing program, we will change your subaccount asset allocation under the Tiered DCA program to match. We will restart the rebalancing period you selected as of the date we record your change. You also can ask us in writing to stop rebalancing your contract

RIVERSOURCE GALAXY PREMIER VARIABLE ANNUITY — PROSPECTUS 27

value. You must allow 30 days for us to change any instructions that currently are in place. For more information on asset rebalancing, contact your investment professional.

TRANSFERRING AMONG ACCOUNTS
You may transfer contract value from any one subaccount, GPAs or the one-year fixed account, to another subaccount before annuity payouts begin. Certain restrictions apply to transfers involving the GPAs and the one-year fixed account.

The date your request to transfer will be processed depends on when we receive it:

•	If we receive your transfer request at our corporate office in good order before the close of business, we will process your transfer using the accumulation unit value we calculate on the valuation date we received your transfer request.

•	If we receive your transfer request at our corporate office in good order at or after the close of business, we will process your transfer using the accumulation unit value we calculate on the next valuation date after we received your transfer request.

There is no charge for transfers. Before making a transfer, you should consider the risks involved in changing investments. Transfers out of the GPAs will be subject to an MVA if done more than 30 days before the end of the guarantee period unless the transfer is an automated transfer from the two-year GPA as part of a dollar-cost averaging program or an Interest Sweep strategy.

We may suspend or modify transfer privileges at any time.

For information on transfers after annuity payouts begin, see “Transfer policies” below.

Transfer policies

•	Before annuity payouts begin, you may transfer contract values between the subaccounts, or from the subaccounts to the GPAs and the one-year fixed account at any time. However, if you made a transfer from the one-year fixed account to the subaccounts or the GPAs, you may not make a transfer from any subaccount or GPA back to the one-year fixed account for six months following that transfer.

•	It is our general policy to allow you to transfer contract values from the one-year fixed account to the subaccounts or the GPAs once a year on or within 30 days before or after the contract anniversary (except for automated transfers, which can be set up at any time for certain transfer periods subject to certain minimums). Transfers from the one-year fixed account are not subject to a MVA. Until further notice, however, we have removed this restriction, and you may transfer contract values from the one-year fixed account to the subaccounts at any time. We will inform you at least 30 days in advance of the day we intend to reimpose this restriction.

•	You may transfer contract values from a GPA any time after 60 days of transfer or payment allocation to the account. Transfers made more than 30 days before the end of the Guarantee Period will receive a MVA*, which may result in a gain or loss of contract value.

•	If we receive your request on or within 30 days before or after the contract anniversary date, the transfer from the one-year fixed account to the subaccounts or the GPAs will be effective on the valuation date we receive it.

•	Once annuity payouts begin, you may not make transfers to or from the one-year fixed account, but you may make transfers once per contract year among the subaccounts. During the annuity payout period, we reserve the right to limit the number of subaccounts in which you may invest.

•	Once annuity payouts begin, you may not make any transfers to the GPAs.

*	Unless the transfer is an automated transfer from the two-year GPA as part of a dollar-cost averaging program or an Interest Sweep strategy.

Market Timing
Market timing can reduce the value of your investment in the contract. If market timing causes the returns of an underlying fund to suffer, contract value you have allocated to a subaccount that invests in that underlying fund will be lower too. Market timing can cause you, any joint owner of the contract and your beneficiary(ies) under the contract a financial loss.

Funds available as investment options under the contract that invest in securities that trade in overseas securities markets may be at greater risk of loss from market timing, as market timers may seek to take advantage of changes in the values of securities between the close of overseas markets and the close of U.S. markets. Also, the risks of market timing may be greater for underlying funds that invest in securities such as small cap stocks, high yield bonds, or municipal securities, that may be traded infrequently.

We seek to prevent market timing. Market timing is frequent or short-term trading activity. We do not accommodate short-term trading activities. Do not buy a contract if you wish to use short-term trading strategies to manage your investment. The market timing policies and procedures described below apply to transfers among the subaccounts within the contract. The underlying funds in which the subaccounts invest have their own market timing policies and

 28  RIVERSOURCE GALAXY PREMIER VARIABLE ANNUITY — PROSPECTUS

procedures. The market timing policies of the underlying funds may be more restrictive than the market timing policies and procedures we apply to transfers among the subaccounts of the contract, and may include redemption fees. We reserve the right to modify our market timing policies and procedures at any time without prior notice to you.

Market timing may hurt the performance of an underlying fund in which a subaccount invests in several ways, including but not necessarily limited to:

•	diluting the value of an investment in an underlying fund in which a subaccount invests;

•	increasing the transaction costs and expenses of an underlying fund in which a subaccount invests; and,

•	preventing the investment adviser(s) of an underlying fund in which a subaccount invests from fully investing the assets of the fund in accordance with the fund’s investment objectives.

In order to help protect you and the underlying funds from the potentially harmful effects of market timing activity, we apply the following market timing policy to discourage frequent transfers of contract value among the subaccounts of the variable account:

We try to distinguish market timing from transfers that we believe are not harmful, such as periodic rebalancing for purposes of an asset allocation, dollar-cost averaging and asset rebalancing program that may be described in this prospectus. There is no set number of transfers that constitutes market timing. Even one transfer in related accounts may be market timing. We seek to restrict the transfer privileges of a contract owner who makes more than three subaccount transfers in any 90 day period. We also reserve the right to refuse any transfer request, if, in our sole judgment, the dollar amount of the transfer request would adversely affect unit values.

If we determine, in our sole judgment, that your transfer activity constitutes market timing, we may modify, restrict or suspend your transfer privileges to the extent permitted by applicable law, which may vary based on the state law that applies to your contract and the terms of your contract. These restrictions or modifications may include, but not be limited to:

•	requiring transfer requests to be submitted only by first-class U.S. mail;

•	not accepting hand-delivered transfer requests or requests made by overnight mail;

•	not accepting telephone or electronic transfer requests;

•	requiring a minimum time period between each transfer;

•	not accepting transfer requests of an agent acting under power of attorney;

•	limiting the dollar amount that you may transfer at any one time;

•	suspending the transfer privilege; or

•	modifying instructions under an automated transfer program to exclude a restricted fund if you do not provide new instructions.

Subject to applicable state law and the terms of each contract, we will apply the policy described above to all contract owners uniformly in all cases. We will notify you in writing after we impose any modification, restriction or suspension of your transfer rights.

We cannot guarantee that we will be able to identify and restrict all market timing activity. Because we exercise discretion in applying the restrictions described above, we cannot guarantee that we will be able to restrict all market timing activity. In addition, state law and the terms of some contracts may prevent us from stopping certain market timing activity. Market timing activity that we are unable to identify and/or restrict may impact the performance of the underlying funds and may result in lower contract values.

In addition to the market timing policy described above, which applies to transfers among the subaccounts within your contract, you should carefully review the market timing policies and procedures of the underlying funds. The market timing policies and procedures of the underlying funds may be materially different than those we impose on transfers among the subaccounts within your contract and may include mandatory redemption fees as well as other measures to discourage frequent transfers. As an intermediary for the underlying funds, we are required to assist them in applying their market timing policies and procedures to transactions involving the purchase and exchange of fund shares. This assistance may include, but not be limited to, providing the underlying fund upon request with your Social Security Number, Taxpayer Identification Number or other United States government-issued identifier, and the details of your contract transactions involving the underlying fund. An underlying fund, in its sole discretion, may instruct us at any time to prohibit you from making further transfers of contract value to or from the underlying fund, and we must follow this instruction. We reserve the right to administer and collect on behalf of an underlying fund any redemption fee imposed by an underlying fund. Market timing policies and procedures adopted by underlying funds may affect your investment in the contract in several ways, including but not limited to:

•	Each fund may restrict or refuse trading activity that the fund determines, in its sole discretion, represents market timing.

RIVERSOURCE GALAXY PREMIER VARIABLE ANNUITY — PROSPECTUS 29

•	Even if we determine that your transfer activity does not constitute market timing under the market timing policies described above which we apply to transfers you make under the contract, it is possible that the underlying fund’s market timing policies and procedures, including instructions we receive from a fund may require us to reject your transfer request. For example, while we disregard transfers permitted under any asset allocation, dollar-cost averaging and asset rebalancing programs that may be described in this prospectus, we cannot guarantee that an underlying fund’s market timing policies and procedures will do so. Orders we place to purchase fund shares for the variable account are subject to acceptance by the fund. We reserve the right to reject without prior notice to you any transfer request if the fund does not accept our order.

•	Each underlying fund is responsible for its own market timing policies, and we cannot guarantee that we will be able to implement specific market timing policies and procedures that a fund has adopted. As a result, a fund’s returns might be adversely affected, and a fund might terminate our right to offer its shares through the variable account.

•	Funds that are available as investment options under the contract may also be offered to other intermediaries who are eligible to purchase and hold shares of the fund, including without limitation, separate accounts of other insurance companies and certain retirement plans. Even if we are able to implement a fund’s market timing policies, we cannot guarantee that other intermediaries purchasing that same fund’s shares will do so, and the returns of that fund could be adversely affected as a result.

For more information about the market timing policies and procedures of an underlying fund, the risks that market timing pose to that fund, and to determine whether an underlying fund has adopted a redemption fee, see that fund’s prospectus.

HOW TO REQUEST A TRANSFER OR WITHDRAWAL

 1 By letter

Send your name, contract number, Social Security Number or Taxpayer Identification Number* and signed request for a transfer or withdrawal to our corporate office:

RiverSource Life Insurance Company
829 Ameriprise Financial Center
Minneapolis, MN 55474

Minimum amount
Transfers or withdrawals:  $500 or entire account balance

Maximum amount
Transfers or withdrawals:  Contract value or entire account balance

*	Failure to provide a Social Security Number or Taxpayer Identification Number may result in mandatory tax withholding on the taxable portion of the distribution.

 2 By automated transfers and automated partial withdrawals

Your investment professional can help you set up automated transfers or partial withdrawals among your subaccounts, GPAs or the one-year fixed accounts.

You can start or stop this service by written request or other method acceptable to us.

You must allow 30 days for us to change any instructions that are currently in place.

•	Automated transfers from the one-year fixed account to any one of the subaccounts may not exceed an amount that, if continued, would deplete the one-year fixed account within 12 months. Until further notice, however, we have removed this restriction, and you may transfer contract values from the one-year fixed account to the subaccounts at any time. We will inform you at least 30 days in advance of the day we intend to reimpose this restriction.

•	Automated withdrawals may be restricted by applicable law under some contracts.

•	You may not make additional purchase payments if automated partial withdrawals are in effect.

•	Automated partial withdrawals may result in income taxes and penalties on all or part of the amount withdrawn.

Minimum amount
Transfers or withdrawals:  $100 monthly
                           $250 quarterly, semiannually or annually

 3 By phone

Call:
1-800-333-3437

 30  RIVERSOURCE GALAXY PREMIER VARIABLE ANNUITY — PROSPECTUS

Minimum amount
Transfers or withdrawals:  $500 or entire account balance

Maximum amount
Transfers:                           Contract value or entire account balance
Withdrawals:                      $25,000

We answer telephone requests promptly, but you may experience delays when the call volume is unusually high. If you are unable to get through, use the mail procedure as an alternative.

We will honor any telephone transfer or withdrawal requests that we believe are authentic and we will use reasonable procedures to confirm that they are. This includes asking identifying questions and recording calls. We will not allow a telephone withdrawal within 30 days of a phoned-in address change. As long as we follow the procedures, we (and our affiliates) will not be liable for any loss resulting from fraudulent requests.

Telephone transfers and withdrawals are automatically available. You may request that telephone transfers and withdrawals not be authorized from your account by writing to us.

Withdrawals

You may withdraw all or part of your contract at any time before annuity payouts begin by sending us a written request or calling us. If we receive your withdrawal request in good order at our corporate office before the close of business, we will process your withdrawal using accumulation unit value we calculate on the valuation date we received your withdrawal request. If we receive your withdrawal request our corporate office at or after the close of business, we will process your withdrawal using the accumulation unit value we calculate on the next valuation date after we received your withdrawal request. We may ask you to return the contract. You may have to pay a contract administrative charge, withdrawal charges or any applicable optional rider charges (see “Charges”) and federal income taxes and penalties. State and local income taxes may also apply (see “Taxes”). You cannot make withdrawals after annuity payouts begin except under Plan E. (See “The Annuity Payout Period — Annuity Payout Plans.”)

Any partial withdrawals you take under the contract will reduce your contract value. As a result, the value of your death benefit or any optional benefits you have elected will also be reduced (see “Optional Benefits”). In addition, withdrawals you are required to take to satisfy RMDs under the Code may reduce the value of certain death benefits and optional benefits (see “Taxes — Qualified Annuities — Required Minimum Distributions”).

WITHDRAWAL POLICIES
If you have a balance in more than one account and you request a partial withdrawal, we will automatically withdraw from all your subaccounts, GPAs and/or the one-year fixed account in the same proportion as your value in each account correlates to your total contract value, unless requested otherwise. After executing a partial withdrawal, the value in the one-year fixed account and each GPA and subaccount must be either zero or at least $50.

RECEIVING PAYMENT
By regular or express mail:

•	payable to you;

•	mailed to address of record.

NOTE: We will charge you a fee if you request express mail delivery.

Normally, we will send the payment within seven days after receiving your request in good order. However, we may postpone the payment if:

–	the withdrawal amount includes a purchase payment check that has not cleared;

–	the NYSE is closed, except for normal holiday and weekend closings;

–	trading on the NYSE is restricted, according to SEC rules;

–	an emergency, as defined by SEC rules, makes it impractical to sell securities or value the net assets of the accounts; or

–	the SEC permits us to delay payment for the protection of security holders.

TSA — Special Provisions

PARTICIPANTS IN TAX-SHELTERED ANNUITIES
If the contract is intended to be used in connection with an employer sponsored 403(b) plan, additional rules relating to this contract can be found in the annuity endorsement for tax sheltered 403(b) annuities. Unless we have made special

RIVERSOURCE GALAXY PREMIER VARIABLE ANNUITY — PROSPECTUS 31

arrangements with your employer, the contract is not intended for use in connection with an employer sponsored 403(b) plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). In the event that the employer either by affirmative election or inadvertent action causes contributions under a plan that is subject to ERISA to be made to this contract, we will not be responsible for any obligations and requirements under ERISA and the regulations thereunder, unless we have prior written agreement with the employer. You should consult with your employer to determine whether your 403(b) plan is subject to ERISA.

In the event we have a written agreement with your employer to administer the plan pursuant to ERISA, special rules apply as set forth in the TSA endorsement.

The employer must comply with certain nondiscrimination requirements for certain types of contributions under a TSA contract to be excluded from taxable income. You should consult your employer to determine whether the nondiscrimination rules apply to you.

The Code imposes certain restrictions on your right to receive early distributions from a TSA:

•	Distributions attributable to salary reduction contributions (plus earnings) made after Dec. 31, 1988, or to transfers or rollovers from other contracts, may be made from the TSA only if:

–	you are at least age 59 1/2;

–	you are disabled as defined in the Code;

–	you severed employment with the employer who purchased the contract;

–	the distribution is because of your death;

–	the distribution is due to plan termination; or

–	you are a military reservist.

•	If you encounter a financial hardship (as provided by the Code), you may be eligible to receive a distribution of all contract values attributable to salary reduction contributions made after Dec. 31, 1988, but not the earnings on them.

•	Even though a distribution may be permitted under the above rules, it may be subject to IRS taxes and penalties (see “Taxes”)

•	The above restrictions on distributions do not affect the availability of the amount credited to the contract as of Dec. 31, 1988. The restrictions also do not apply to transfers or exchanges of contract value within the contract, or to another registered variable annuity contract or investment vehicle available through the employer.

Changing Ownership

You may change ownership of your nonqualified annuity at any time by completing a change of ownership form we approve and sending it to our corporate office. The change will become binding on us when we receive and record it. We will honor any change of ownership request received in good order that we believe is authentic and we will use reasonable procedures to confirm authenticity. If we follow these procedures, we will not take any responsibility for the validity of the change.

If you have a nonqualified annuity, you may incur income tax liability by transferring, assigning or pledging any part of it. (See “Taxes.”)

If you have a qualified annuity, you may not sell, assign, transfer, discount or pledge your contract as collateral for a loan, or as security for the performance of an obligation or for any other purpose except as required or permitted by the Code. However, if the owner is a trust or custodian, or an employer acting in a similar capacity, ownership of the contract may be transferred to the annuitant.

Please consider carefully whether or not you wish to change ownership of your annuity contract. If you elected any optional contract features or riders, the new owner and annuitant will be subject to all limitations and/or restrictions of those features or riders just as if they were purchasing a new contract. The Benefit Protector Plus Death Benefit rider will terminate upon transfer of ownership. Continuance of the Benefit Protector rider is optional. (See “Optional Benefits.”)

Benefits in Case of Death

There are two death benefit options under this contract: Return of Purchase Payments (ROP) death benefit and Maximum Anniversary Value (MAV) death benefit. If either you or the annuitant are 79 or older at contract issue, ROP death benefit will apply. If both you and the annuitant are 78 or younger at contract issue, you can elect either ROP death benefit or MAV death benefit on your application. Once you elect an option, you cannot change it. We show the option that applies in your contract. The death benefit option that applies determines the mortality and expense risk fee that is assessed against the subaccounts. (See “Charges — Mortality and Expense Risk Fee.”)

 32  RIVERSOURCE GALAXY PREMIER VARIABLE ANNUITY — PROSPECTUS

Under either option, we will pay the death benefit to your beneficiary upon the earlier of your death or the annuitant’s death if you die before the retirement start date while this contract is in force. We will base the benefit paid on the death benefit coverage you selected when you purchased the contract. If a contract has more than one person as the owner, we will pay benefits upon the first to die of any owner or the annuitant.

RETURN OF PURCHASE PAYMENTS DEATH BENEFIT

The ROP death benefit is intended to help protect your beneficiaries financially in that they will never receive less than your purchase payments adjusted for withdrawals. If you or the annuitant die before annuity payouts begin while this contract is in force, we will pay the beneficiary the greater of these two values, minus any applicable rider changes:

1.	contract value; or

2.	total purchase payments minus adjusted partial withdrawals.

Adjusted partial withdrawals for ROP death benefit or MAV death benefit	=	PW × DB CV
PW = the amount by which the contract value is reduced as a result of the partial withdrawal.

DB = the death benefit on the date of (but prior to) the partial withdrawal.

CV = contract value on the date of (but prior to) the partial withdrawal.

Example

•	You purchase the contract for $25,000.

•	On the first contract anniversary, the contract value grows to $29,000.

•	During the second contract year, the contract value falls to $22,000, at which point you take a $1,500 partial withdrawal, leaving a contract value of $20,500.

We calculate the ROP death benefit as follows:
Contract Value at death:	$20,500.00

Purchase payment minus adjusted partial withdrawals:
Total purchase payments:	$25,000.00
minus the adjusted partial withdrawal calculated as:
$1,500 × $25,000 $22,000 =	−1,704.55

for a death benefit of:	$23,295.45

The ROP death benefit, calculated as the greater of these two values:	$23,295.45

MAXIMUM ANNIVERSARY VALUE DEATH BENEFIT

The MAV death benefit is intended to help protect your beneficiaries financially while your investments have the opportunity to grow. The MAV death benefit does not provide any additional benefit before the first contract anniversary and it may not be appropriate for issue ages 75 to 78 because the benefit values may be limited after age 81. Be sure to discuss with your investment professional whether or not the MAV death benefit is appropriate for your situation. If you or the annuitant die before annuity payouts begin while this contract is in force, we will pay the beneficiary the greatest of these three values, minus any applicable rider charges:

1.	contract value; or

2.	total purchase payments applied to the contract minus adjusted partial withdrawals; or

3.	the maximum anniversary value immediately preceding the date of death plus any purchase payments applied to the contract since that anniversary minus adjusted partial withdrawals since that anniversary.

Maximum anniversary value (MAV): We calculate the MAV on each contract anniversary through age 80. There is no MAV prior to the first contract anniversary. On the first contract anniversary we set the MAV equal to the highest of: (a) your current contract value, or (b) total purchase payments minus adjusted partial withdrawals. Every contract anniversary after that, through age 80, we compare the previous anniversary’s MAV (plus any purchase payments since that anniversary minus adjusted partial withdrawals since that anniversary) to the current contract value and we reset the MAV to the higher value. We stop resetting the MAV after you or the annuitant reach 81. However, we continue to add subsequent purchase payments and subtract adjusted partial withdrawals from the MAV.

RIVERSOURCE GALAXY PREMIER VARIABLE ANNUITY — PROSPECTUS 33

Example

•	You purchase the contract for $25,000.

•	On the first contract anniversary, the contract value grows to $29,000.

•	During the second contract year, the contract value falls to $22,000, at which point you take a $1,500 partial withdrawal, leaving a contract value of $20,500.

We calculate the MAV death benefit as follows:
Contract Value at death:	$20,500.00

Purchase payment minus adjusted partial withdrawals:	$23,295.45

The MAV immediately preceding the date of death plus any payments applied to the contract since that anniversary minus adjusted partial withdrawals:
MAV on the prior anniversary:	$29,000.00
plus purchase payments applied to the contract the prior anniversary:	+0.00
minus adjusted partial withdrawals taken since that anniversary, calculated as:
$1,500 × $29,000 $22,000 =	−1,977.27

for a death benefit of:	$27,022.73

The MAV death benefit, calculated as the greatest of these three values:	$27,022.73

IF YOU DIE BEFORE YOUR RETIREMENT DATE
When paying the beneficiary, we will process the death claim on the valuation date our death claim requirements are fulfilled. We will determine the contract’s value using the accumulation unit value we calculate on that valuation date. We pay interest, if any, at a rate no less than required by law. If requested, we will mail payment to the beneficiary within seven days after our death claim requirements are fulfilled.

Nonqualified annuities
If your spouse is sole beneficiary and you die before the retirement date, your spouse may keep the contract as owner with the contract value equal to the death benefit that would otherwise have been paid. To do this your spouse must give us written instructions to continue the contract as owner. There will be no withdrawal charges on the contract from that point forward unless additional purchase payments are made. If you elected any optional contract features or riders, your spouse and the new annuitant (if applicable) will be subject to all limitations and/or restrictions of those features or riders just as if they were purchasing a new contract. The Benefit Protector Plus rider, if selected, will terminate. Continuance of the Benefit Protector rider is optional. (See “Optional Benefits.”)

If your beneficiary is not your spouse, we will pay the beneficiary in a single sum unless you give us other written instructions. Generally, we must fully distribute the death benefit within five years of your death. However, the beneficiary may receive payouts under any annuity payout plan available under this contract if:

•	the beneficiary asks us in writing within 60 days after the day on which all documents have been received that prove your death has occurred; and

•	payouts begin no later than one year after your death, or other date as permitted by the IRS; and

•	the payout period does not extend beyond the beneficiary’s life or life expectancy.

Qualified annuities

•	Spouse beneficiary: If you have not elected an annuity payout plan, and if your spouse is the sole beneficiary, your spouse may either elect to treat the contract as his/her own, so long as he or she is eligible to do so, or elect an annuity payout plan or another plan agreed to by us. If your spouse elects a payout option, the payouts must begin no later than the year in which you would have reached age 70 1/2. If you attained age 70 1/2 at the time of death, payouts must begin no later than Dec. 31 of the year following the year of your death.

Your spouse may elect to assume ownership of the contract at any time before annuity payments begin. If your spouse elects to assume ownership of the contract, the contract value will be equal to the death benefit that would otherwise have been paid. There will be no withdrawal charges on the contract from that point forward unless additional purchase payments are made. If you elected any optional contract features or riders, your spouse and the new annuitant (if applicable) will be subject to all limitations and/or restrictions of those features or riders just as if they were purchasing a new contract. The Benefit Protector Plus rider, if selected, will terminate. Continuance of the Benefit Protector rider is optional. (See “Optional Benefits.”)

 34  RIVERSOURCE GALAXY PREMIER VARIABLE ANNUITY — PROSPECTUS

•	Non-spouse beneficiary: If you have not elected an annuity payout plan, and if death occurs prior to the year you would have attained age 70 1/2, the beneficiary may elect to receive payouts from the contract over a five year period. If your beneficiary does not elect a five year payout, or if your death occurs after attaining age 70 1/2, we will pay the beneficiary in a single sum unless the beneficiary elects to receive payouts under any payout plan available under this contract if:

•	the beneficiary asks us in writing within 60 days after the day on which all documents have been received that prove your death has occurred; and

•	payouts begin no later than one year following the year of your death; and

•	the payout period does not extend beyond the beneficiary’s life or life expectancy.

If a beneficiary elects an alternative payment plan which is an inherited IRA, all optional death benefits and living benefits will terminate. In the event of your beneficiary’s death, their beneficiary can elect to take a lump sum payment or to continue the alternative payment plan following the schedule of minimum withdrawals established based on the life expectancy of your beneficiary.

•	Annuity payout plan: If you elect an annuity payout plan which guarantees payouts to a beneficiary after your death, the payouts to your beneficiary will continue pursuant to the annuity payout plan you elect.

Optional Benefits

The assets held in our general account support the guarantees under your contract, including optional death benefits and optional living benefits. To the extent that we are required to pay you amounts in addition to your contract value under these benefits, such amounts will come from our general account assets. You should be aware that our general account is exposed to the risks normally associated with a portfolio of fixed-income securities, including interest rate, option, liquidity and credit risk. The financial statements contained in the SAI include a further discussion of the risks inherent within the investments of the general account.

OPTIONAL DEATH BENEFITS
BENEFIT PROTECTOR DEATH BENEFIT RIDER (BENEFIT PROTECTOR)
The Benefit Protector is intended to provide an additional benefit to your beneficiary to help offset expenses after your death such as funeral expenses or federal and state taxes. This is an optional benefit that you may select for an additional annual charge (see “Charges”). The Benefit Protector provides reduced benefits if you or the annuitant are 70 or older at the rider effective date and it does not provide any additional benefit before the first rider anniversary.

If this rider is available in your state and both you and the annuitant are 75 or younger at contract issue, you may choose to add the Benefit Protector to your contract. You must elect the Benefit Protector at the time you purchase your contract and your rider effective date will be the contract issue date. You may not select this rider if you select the Benefit Protector Plus Rider. We reserve the right to discontinue offering the Benefit Protector for new contracts.

Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract. Since the benefit paid by the rider is determined by the amount of earnings at death, the amount of the benefit paid may be reduced as a result of taking required minimum distributions (see “Taxes — Qualified Annuities — Required Minimum Distributions”). Be sure to discuss with your investment professional and tax advisor whether or not the Benefit Protector is appropriate for your situation.

The Benefit Protector provides that if you or the annuitant die after the first contract anniversary, but before annuity payouts begin, and while this contract is in force, we will pay the beneficiary:

•	the applicable death benefit (see “Benefits in Case of Death), plus:

•	40% of your earnings at death if you and the annuitant were under age 70 on the rider effective date, up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old; or

•	15% of your earnings at death if you or the annuitant were 70 or older on the rider effective date, up to a maximum of 37.5% of purchase payments not previously withdrawn that are one or more years old.

Earnings at death: for purposes of the Benefit Protector and Benefit Protector Plus riders, this is an amount equal to the applicable death benefit minus purchase payments not previously withdrawn. The earnings at death may not be less than zero and may not be more than 250% of the purchase payments not previously withdrawn that are one or more years old.

Terminating the Benefit Protector

•	You may terminate the rider within 30 days of the first rider anniversary.

•	You may terminate the rider within 30 days of any rider anniversary beginning with the seventh rider anniversary.

•	The rider will terminate when you make a full withdrawal from the contract or when annuity payouts begin.

RIVERSOURCE GALAXY PREMIER VARIABLE ANNUITY — PROSPECTUS 35

Example of the Benefit Protector

•	You purchase the contract with a payment of $100,000 and you and the annuitant are under age 70. You select MAV death benefit.

•	During the first contract year the contract value grows to $105,000. The MAV death benefit equals the contract value. You have not reached the first contract anniversary so the Benefit Protector does not provide any additional benefit at this time.

•	On the first contract anniversary the contract value grows to $110,000. The death benefit equals:

MAV death benefit (contract value):	$110,000
plus the Benefit Protector benefit which equals 40% of earnings at death (MAV death benefit minus payments not previously withdrawn):
0.40 × ($110,000 − $100,000) =	+4,000

Total death benefit of:	$114,000

•	On the second contract anniversary the contract value falls to $105,000. The death benefit equals:

MAV death benefit (MAV):	$110,000
plus the Benefit Protector benefit (40% of earnings at death):
0.40 × ($110,000 − $100,000) =	+4,000

Total death benefit of:	$114,000

•	During the third contract year the contract value remains at $105,000 and you request a partial withdrawal of $50,000, including the applicable 7% withdrawal charge. We will withdraw $10,500 from your contract value free of charge (10% of your prior anniversary’s contract value). The remainder of the withdrawal is subject to an 7% withdrawal charge because your payment is two years old, so we will withdraw $39,500 ($36,735 + $2,765 in withdrawal charges) from your contract value. Altogether, we will withdraw $50,000 and pay you $47,235. We calculate purchase payments not previously withdrawn as $100,000 – $45,000 = $55,000 (remember that $5,000 of the partial withdrawal is contract earnings). The death benefit equals:

MAV death benefit (MAV adjusted for partial withdrawals):	$57,619
plus the Benefit Protector benefit (40% of earnings at death):
0.40 × ($57,619 − $55,000) =	+1,048

Total death benefit of:	$58,667

•	On the third contract anniversary the contract value falls to $40,000. The death benefit equals the death benefit during the third contract year. The reduction in contract value has no effect.

•	On the ninth contract anniversary the contract value grows to a new high of $200,000. Earnings at death reaches its maximum of 250% of purchase payments not previously withdrawn that are one or more years old. The death benefit equals:

MAV death benefit (contract value):	$200,000
plus the Benefit Protector benefit (40% of earnings at death, up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old)	+55,000

Total death benefit of:	$255,000

•	During the tenth contract year you make an additional purchase payment of $50,000. Your new contract value is now $250,000. The new purchase payment is less than one year old and so it has no effect on the Benefit Protector value. The death benefit equals:

MAV death benefit (contract value):	$250,000
plus the Benefit Protector benefit (40% of earnings at death, up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old)	+55,000

Total death benefit of:	$305,000

 36  RIVERSOURCE GALAXY PREMIER VARIABLE ANNUITY — PROSPECTUS

•	During the eleventh contract year the contract value remains $250,000 and the “new” purchase payment is one year old and the value of the Benefit Protector changes. The death benefit equals:

MAV death benefit (contract value):	$250,000
plus the Benefit Protector benefit which equals 40% of earnings at death (MAV death benefit minus payments not previously withdrawn):
0.40 × ($250,000 − $105,000) =	+58,000

Total death benefit of:	$308,000

If your spouse is the sole beneficiary and you die before the retirement date, your spouse may keep the contract as owner. Your spouse and the new annuitant will be subject to all the limitations and restrictions of the rider just as if they were purchasing a new contract. If your spouse and the new annuitant do not qualify for the rider on the basis of age we will terminate the rider. If they do qualify for the rider on the basis of age we will set the contract value equal to the death benefit that would otherwise have been paid and we will substitute this new contract value on the date of death for “purchase payments not previously withdrawn” used in calculating earnings at death. Your spouse also has the option of discontinuing the Benefit Protector Death Benefit Rider within 30 days of the date they elect to continue the contract.

NOTE: For special tax considerations associated with the Benefit Protector, see “Taxes.”

BENEFIT PROTECTOR PLUS DEATH BENEFIT RIDER (BENEFIT PROTECTOR PLUS)
The Benefit Protector Plus is intended to provide an additional benefit to your beneficiary to help offset expenses after your death such as funeral expenses or federal and state taxes. This is an optional benefit that you may select for an additional annual charge (see “Charges”). The Benefit Protector Plus provides reduced benefits if you or the annuitant are 70 or older at the rider effective date and it does not provide any additional benefit before the first rider anniversary and it does not provide any benefit beyond what is offered under the Benefit Protector rider during the second rider year. Be sure to discuss with your sales representative whether or not the Benefit Protector Plus is appropriate for your situation.

If this rider is available in your state and both you and the annuitant are 75 or younger at contract issue, you may choose to add the Benefit Protector Plus to your contract. You must elect the Benefit Protector Plus at the time you purchase your contract and your rider effective date will be the contract issue date. This rider is available only for purchase through a transfer, exchange or rollover from another annuity or life insurance policy. You may not select this rider if you select the Benefit Protector Rider. We reserve the right to discontinue offering the Benefit Protector Plus for new contracts.

Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract. Since the benefit paid by the rider is determined by the amount of earnings at death, the amount of the benefit paid may be reduced as a result of taking required minimum distributions (see “Taxes — Qualified Annuities — Required Minimum Distributions”). Be sure to discuss with your investment professional and tax advisor whether or not the Benefit Protector Plus is appropriate for your situation.

The Benefit Protector Plus provides that if you or the annuitant die after the first contract anniversary, but before annuity payouts begin, and while this contract is in force, we will pay the beneficiary:

•	the benefits payable under the Benefit Protector described above, plus:

•	a percentage of purchase payments made within 60 days of contract issue not previously withdrawn as follows:

	Percentage if you and the annuitant are	Percentage if you or the annuitant are
Contract year	under age 70 on the rider effective date	70 or older on the rider effective date

One and Two	0%	0%

Three and Four	10%	3.75%

Five or more	20%	7.5%

Another way to describe the benefits payable under the Benefit Protector Plus rider is as follows:

•	the applicable death benefit (see “Benefits in Case of Death”) plus:

	Percentage if you and the annuitant are under	Percentage if you or the annuitant are 70
Contract year	age 70 on the rider effective date, add . . .	or older on the rider effective date, add . . .

One	Zero	Zero

Two	40% x earnings at death (see above)	15% x earnings at death

Three and Four	40% x (earnings at death + 25% of initial purchase payment*)	15% x (earnings at death + 25% of initial purchase payment*)

Five or more	40% x (earnings at death + 50% of initial purchase payment*)	15% x (earnings at death + 50% of initial purchase payment*)

*	Initial purchase payments are payments made within 60 days of contract issue not previously withdrawn.

RIVERSOURCE GALAXY PREMIER VARIABLE ANNUITY — PROSPECTUS 37

Terminating the Benefit Protector Plus

•	You may terminate the rider within 30 days of the first rider anniversary.

•	You may terminate the rider within 30 days of any rider anniversary beginning with the seventh rider anniversary.

•	The rider will terminate when you make a full withdrawal from the contract or when annuity payouts begin.

Example of the Benefit Protector Plus

•	You purchase the contract with a payment of $100,000 and you and the annuitant are under age 70. You select the MAV death benefit.

•	During the first contract year the contract value grows to $105,000. The death benefit equals MAV death benefit, which is the contract value, or $105,000. You have not reached the first contract anniversary so the Benefit Protector Plus does not provide any additional benefit at this time.

•	On the first contract anniversary the contract value grows to $110,000. You have not reached the second contract anniversary so the Benefit Protector Plus does not provide any additional benefit beyond what is provided by the Benefit Protector at this time. The death benefit equals:

MAV death benefit (contract value):	$110,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death (MAV death benefit minus payments not previously withdrawn):
0.40 × ($110,000 − $100,000) =	+4,000

Total death benefit of:	$114,000

•	On the second contract anniversary the contract value falls to $105,000. The death benefit equals:

MAV death benefit (MAV):	$110,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death: 0.40 × ($110,000 − $100,000) =	+4,000
plus 10% of purchase payments made within 60 days of contract issue and not previously withdrawn:
0.10 × $100,000 =	+10,000

Total death benefit of:	$124,000

•	During the third contract year the contract value remains at $105,000 and you request a partial withdrawal of $50,000, including the applicable 7% withdrawal charge. We will withdraw $10,500 from your contract value free of charge (10% of your prior anniversary’s contract value). The remainder of the withdrawal is subject to an 7% withdrawal charge because your payment is two years old, so we will withdraw $39,500 ($36,735 + $2,765 in withdrawal charges) from your contract value. Altogether, we will withdraw $50,000 and pay you $47,235. We calculate purchase payments not previously withdrawn as $100,000 – $45,000 = $55,000 (remember that $5,000 of the partial withdrawal is contract earnings). The death benefit equals:

MAV death benefit (MAV adjusted for partial withdrawals):	$57,619
plus the Benefit Protector Plus benefit which equals 40% of earnings at death: 0.40 × ($57,619 − $55,000) =	+1,048
plus 10% of purchase payments made within 60 days of contract issue and not previously withdrawn:
0.10 × $55,000 =	+5,500

Total death benefit of:	$64,167

•	On the third contract anniversary the contract value falls $40,000. The death benefit equals the death benefit paid during the third contract year. The reduction in contract value has no effect.

 38  RIVERSOURCE GALAXY PREMIER VARIABLE ANNUITY — PROSPECTUS

•	On the ninth contract anniversary the contract value grows to a new high of $200,000. Earnings at death reaches its maximum of 250% of purchase payments not previously withdrawn that are one or more years old. Because we are beyond the fourth contract anniversary the Benefit Protector Plus also reaches its maximum of 20%. The death benefit equals:

MAV death benefit (contract value):	$200,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death, up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old	+55,000
plus 20% of purchase payments made within 60 days of contract issue and not previously withdrawn:
0.20 × $55,000 =	+11,000

Total death benefit of:	$266,000

•	During the tenth contract year you make an additional purchase payment of $50,000. Your new contract value is now $250,000. The new purchase payment is less than one year old and so it has no effect on the Benefit Protector Plus value. The death benefit equals:

MAV death benefit (contract value):	$250,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death, up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old	+55,000
plus 20% of purchase payments made within 60 days of contract issue and not previously withdrawn:
0.20 × $55,000 =	+11,000

Total death benefit of:	$316,000

•	During the eleventh contract year the contract value remains $250,000 and the “new” purchase payment is one year old. The value of the Benefit Protector Plus remains constant. The death benefit equals:

MAV death benefit (contract value):	$250,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death (MAV death benefit minus payments not previously withdrawn):
0.40 × ($250,000 − $105,000) =	+58,000
plus 20% of purchase payments made within 60 days of contract issue and not previously withdrawn:
0.20 × $55,000 =	+11,000

Total death benefit of:	$319,000

If your spouse is sole beneficiary and you die before the retirement date, your spouse may keep the contract as owner with the contract value equal to the death benefit that would otherwise have been paid. We will then terminate the Benefit Protector Plus and substitute the applicable death benefit (see “Benefits in Case of Death”).

NOTE: for special tax considerations associated with the Benefit Protector Plus, see “Taxes.”

The Annuity Payout Period

As owner of the contract, you have the right to decide how and to whom annuity payouts will be made starting at the retirement date. You may select one of the annuity payout plans outlined below, or we may mutually agree on other payout arrangements. We do not deduct any withdrawal charges under the payout plans listed below, except under annuity payout Plan E.

You also decide whether we will make annuity payouts on a fixed or variable basis, or a combination of fixed and variable. The amount available to purchase payouts under the plan you select is the contract value on your retirement date after any rider charges have been deducted, plus any positive or negative MVA (less any applicable premium tax). Additionally, we currently allow you to use part of the amount available to purchase payouts, leaving any remaining contract value to accumulate on a tax-deferred basis. If you select a variable annuity payout, we reserve the right to limit the number of subaccounts in which you may invest. The GPAs are not available during this payout period.

Amounts of fixed and variable payouts depend on:

•	the annuity payout plan you select;

•	the annuitant’s age and, in most cases, sex;

•	the annuity table in the contract; and

•	the amounts you allocated to the accounts at settlement.

RIVERSOURCE GALAXY PREMIER VARIABLE ANNUITY — PROSPECTUS 39

In addition, for variable annuity payouts only, amounts depend on the investment performance of the subaccounts you select. These payouts will vary from month to month because the performance of the funds will fluctuate. Fixed payouts remain the same from month to month.

For information with respect to transfers between accounts after annuity payouts begin (see “Making the Most of Your Contract — Transfer policies”).

ANNUITY TABLES
The annuity tables in your contract (Table A and Table B) show the amount of the monthly payout for each $1,000 of contract value according to the age and, when applicable, the annuitant’s sex. (Where required by law, we will use a unisex table of settlement rates.)

Table A shows the amount of the first monthly variable annuity payout assuming that the contract value is invested at the beginning of the annuity payout period and earns a 5% rate of return, which is reinvested and helps to support future payouts. If you ask us at least 30 days before the retirement date, we will substitute an annuity table based on an assumed 3.5% investment rate for the 5% Table A in the contract. The assumed investment rate affects both the amount of the first payout and the extent to which subsequent payouts increase or decrease. For example, annuity payouts will increase if the investment return is above the assumed investment rate and payouts will decrease if the return is below the assumed investment rate. Using a 5% assumed interest rate results in a higher initial payout, but later payouts will increase more slowly when annuity unit values rise and decrease more rapidly when they decline.

Table B shows the minimum amount of each fixed annuity payout. We declare current payout rates that we use in determining the actual amount of your fixed annuity payout. The current payout rates will equal or exceed the guaranteed payout rates shown in Table B. We will furnish these rates to you upon request.

ANNUITY PAYOUT PLANS
You may choose any one of these annuity payout plans by giving us written instructions at least 30 days before contract values are used to purchase the payout plan. Generally, you may select one of the Plans A through E below or another plan agreed to by us.

•	Plan A – Life annuity — no refund: We make monthly payouts until the annuitant’s death. Payouts end with the last payout before the annuitant’s death. We will not make any further payouts. This means that if the annuitant dies after we made only one monthly payout, we will not make any more payouts.

•	Plan B – Life annuity with five, ten or 15 years certain: We make monthly payouts for a guaranteed payout period of five, ten or 15 years that you elect. This election will determine the length of the payout period to the beneficiary if the annuitant should die before the elected period expires. We calculate the guaranteed payout period from the retirement date. If the annuitant outlives the elected guaranteed payout period, we will continue to make payouts until the annuitant’s death.

•	Plan C – Life annuity — installment refund: We make monthly payouts until the annuitant’s death, with our guarantee that payouts will continue for some period of time. We will make payouts for at least the number of months determined by dividing the amount applied under this option by the first monthly payout, whether or not the annuitant is living.

•	Plan D – Joint and last survivor life annuity — no refund: We make monthly payouts while both the annuitant and a joint annuitant are living. If either annuitant dies, we will continue to make monthly payouts at the full amount until the death of the surviving annuitant. Payouts end with the death of the second annuitant.

•	Plan E: Payouts for a specified period: We make monthly payouts for a specific payout period of ten to 30 years that you elect. We will make payouts only for the number of years specified whether the annuitant is living or not. Depending on the selected time period, it is foreseeable that an annuitant can outlive the payout period selected. During the payout period, you can elect to have us determine the present value of any remaining variable payouts and pay it to you in a lump sum. We determine the present value of the remaining annuity payouts which are assumed to remain level at the initial payout. The discount rate we use in the calculation is 5.17% for the assumed investment return of 3.5% and 6.67% for the assumed investment return of 5.0%. (See “Charges — Withdrawal charge under Annuity Payout Plan E.”) A 10% IRS penalty tax could apply if you take a withdrawal. (See “Taxes.”)

Annuity payout plan requirements for qualified annuities: If your contract is a qualified annuity, you must select a payout plan as of the retirement date set forth in your contract. You have the responsibility for electing a payout plan under your contract that complies with applicable law. Your contract describes your payout plan options. The options will meet certain IRS regulations governing RMDs if the payout plan meets the incidental distribution benefit requirements, if any, and the payouts are made:

•	in equal or substantially equal payments over a period not longer than your life expectancy, or over the joint life expectancy of you and your designated beneficiary; or

 40  RIVERSOURCE GALAXY PREMIER VARIABLE ANNUITY — PROSPECTUS

•	over a period certain not longer than your life expectancy or over the joint life expectancy of you and your designated beneficiary.

If we do not receive instructions: You must give us written instructions for the annuity payouts at least 30 days before the annuitant’s retirement date. If you do not, we will make payouts under Plan B, with 120 monthly payouts guaranteed.

If monthly payouts would be less than $20: We will calculate the amount of monthly payouts at the time the contract value is used to purchase a payout plan. If the calculations show that monthly payouts would be less than $20, we have the right to pay the contract value to the owner in a lump sum or to change the frequency of the payouts.

Death after annuity payouts begin: If you or the annuitant die after annuity payouts begin, we will pay any amount payable to the beneficiary as provided in the annuity payout plan in effect.

Taxes

Under current law, your contract has a tax-deferral feature. Generally, this means you do not pay income tax until there is a taxable distribution (or deemed distribution) from the contract. We will send a tax information reporting form for any year in which we made a taxable or reportable distribution according to our records.

NONQUALIFIED ANNUITIES
Generally, only the increase in the value of a non-qualified annuity contract over the investment in the contract is taxable. Certain exceptions apply. Federal tax law requires that all nonqualified deferred annuity contracts issued by the same company (and possibly its affiliates) to the same owner during a calendar year be taxed as a single, unified contract when distributions are taken from any one of those contracts.

Annuity payouts: Generally, unlike withdrawals described below, the taxation of annuity payouts are subject to exclusion ratios, i.e. in most cases, a portion of each payout will be ordinary income and subject to tax, and a portion of each payout will be considered a return of part of your investment in the contract and will not be taxed. All amounts you receive after your investment in the contract is fully recovered will be subject to tax. Under Annuity Payout Plan A: Life annuity — no refund, where the annuitant dies before your investment in the contract is fully recovered, the remaining portion of the unrecovered investment may be available as a federal income tax deduction to the owner for the last taxable year. Under all other annuity payout plans, where the annuity payouts end before your investment in the contract is fully recovered, the remaining portion of the unrecovered investment may be available as a federal income tax deduction to the taxpayer for the tax year in which the payouts end. (See “The Annuity Payout Period — Annuity Payout Plans.”)

Beginning in 2011, federal tax law permits taxpayers to annuitize a portion of their nonqualified annuity while leaving the remaining balance to continue to grow tax-deferred. Under the new partial annuitization rules, the portion annuitized must be received as an annuity for a period of 10 years or more, or for the lives of one or more individuals. If this requirement is met, the annuitized portion and the tax-deferred balance will generally be treated as two separate contracts for income tax purposes only. If a contract is partially annuitized, the investment in the contract is allocated between the deferred and the annuitized portions on a pro rata basis.

Withdrawals: Generally, if you withdraw all or part of your nonqualified annuity before your annuity payouts begin, including withdrawals under any optional withdrawal benefit rider, your withdrawal will be taxed to the extent that the contract value immediately before the withdrawal exceeds the investment in the contract. Different rules may apply if you exchange another contract into this contract.

You also may have to pay a 10% IRS penalty for withdrawals of taxable income you make before reaching age 59 1/2 unless certain exceptions apply.

Withholding: If you receive taxable income as a result of an annuity payout or withdrawal, including withdrawals under any optional withdrawal benefit rider, we may deduct federal, and in some cases state withholding against the payment. Any withholding represents a prepayment of your tax due for the year. You take credit for these amounts on your annual income tax return. As long as you have provided us with a valid Social Security Number or Taxpayer Identification Number, and you have a valid U.S. address, you may be able to elect not to have any withholding occur.

If the payment is part of an annuity payout plan, we generally compute the amount of federal income tax withholding using payroll tables. You may provide us with a statement of how many exemptions to use in calculating the withholding. If the distribution is any other type of payment (such as partial or full withdrawal) we compute federal income tax withholding using 10% of the taxable portion.

The federal income tax withholding requirements differ if we deliver payment outside the United States or you are a non-resident alien.

RIVERSOURCE GALAXY PREMIER VARIABLE ANNUITY — PROSPECTUS 41

Some states also may impose income tax withholding requirements similar to the federal withholding described above. If this should be the case, we may deduct state income tax withholding from the payment.

Death benefits to beneficiaries: The death benefit under a nonqualified contract is not exempt from estate (federal or state) taxes. In addition, for income tax purposes, any amount your beneficiary receives that exceeds the investment in the contract is taxable as ordinary income to the beneficiary in the year he or she receives the payments. (See also “Benefits in Case of Death — If You Die Before the Retirement Start Date”).

Net Investment Income Tax (also known as Medicare contribution tax): Effective for taxable years beginning on or after January 1, 2013, certain high-income individuals (as well as estates and trusts) are subject to a new 3.8% net investment income tax (as an addition to income taxes). For individuals, the 3.8% tax applies to the lesser of (1) the amount by which the taxpayer’s modified adjusted gross income exceeds $200,000 ($250,000 for married filing jointly and surviving spouses; $125,000 for married filing separately) or (2) the taxpayer’s “net investment income.” Net investment income includes taxable income from nonqualified annuities. Annuity holders are advised to consult their tax advisor regarding the possible implications of this additional tax.

Annuities owned by corporations, partnerships or irrevocable trusts: For nonqualified annuities, any annual increase in the value of annuities held by such entities (nonnatural persons) generally will be treated as ordinary income received during that year. However, if the trust was set up for the benefit of a natural person(s) only, the income may remain tax-deferred until withdrawn or paid out.

Penalties: If you receive amounts from your nonqualified annuity before reaching age 59 1/2, you may have to pay a 10% IRS penalty on the amount includable in your ordinary income. However, this penalty will not apply to any amount received:

•	because of your death or in the event of nonnatural ownership, the death of the annuitant;

•	because you become disabled (as defined in the Code);

•	if the distribution is part of a series of substantially equal periodic payments, made at least annually, over your life or life expectancy (or joint lives or life expectancies of you and your beneficiary);

•	if it is allocable to an investment before Aug. 14, 1982; or

•	if annuity payouts are made under immediate annuities as defined by the Code.

Transfer of ownership: Generally, if you transfer ownership of a nonqualified annuity without receiving adequate consideration, the transfer may be taxed as a withdrawal for federal income tax purposes. If the transfer is a currently taxable event for income tax purposes, the original owner will be taxed on the amount of deferred earnings at the time of the transfer and also may be subject to the 10% IRS penalty discussed earlier. In this case, the new owner’s investment in the contract will be equal to the investment in the contract at the time of the transfer plus any earnings included in the original owner’s taxable income as a result of the transfer. In general, this rule does not apply to transfers between spouses or former spouses. Similar rules apply if you transfer ownership for full consideration. Please consult your tax advisor for further details.

1035 Exchanges: Section 1035 of the Code permits nontaxable exchanges of certain insurance policies, endowment contracts, annuity contracts and qualified long-term care insurance contracts, while providing for continued tax deferral of earnings. In addition, Section 1035 permits the carryover of the investment in the contract from the old policy or contract to the new policy or contract. In a 1035 exchange one policy or contract is exchanged for another policy or contract. The following are nontaxable exchanges: (1) the exchange of a life insurance policy for another life insurance policy or for an endowment, annuity or qualified long-term care insurance contract, (2) the exchange of an endowment contract for an annuity contract, or for an endowment contract under which payments will begin no later than payments would have begun under the contract exchanged, (3) the exchange of an annuity contract for another annuity contract or for a qualified long-term insurance contract, and (4) the exchange of a qualified long-term care insurance contract for a qualified long-term care insurance contract. Additionally, other tax rules may apply. However, if the insurance policy has an outstanding loan, there may be tax consequences. Depending on the issue date of your original policy or contract, there may be tax or other benefits that are given up to gain the benefits of the new policy or contract. Consider whether the features and benefits of the new policy or contract outweigh any tax or other benefits of the old contract.

For a partial exchange of an annuity contract for another annuity contract, the 1035 exchange is generally tax-free. The investment in the original contract and the earnings on the contract will be allocated proportionately between the original and new contracts. However, per IRS Revenue Procedure 2011-38, if withdrawals are taken from either contract within the 180-day period following an exchange, the IRS will apply general tax principles to determine the appropriate tax treatment of the exchange and subsequent withdrawal. As a result, there may be unexpected tax consequences. You should consult your tax advisor before taking any withdrawal from either contract during the 180-day period following a partial exchange. Different IRS limitations on withdrawals apply to partial exchanges completed prior to October 24, 2011.

 42  RIVERSOURCE GALAXY PREMIER VARIABLE ANNUITY — PROSPECTUS

Assignment: If you assign or pledge your contract as collateral for a loan, earnings on purchase payments you made after Aug. 13, 1982 will be taxed as a deemed distribution and you may have to pay a 10% IRS penalty.

QUALIFIED ANNUITIES
Adverse tax consequences may result if you do not ensure that contributions, distributions and other transactions under the contract comply with the law. Qualified annuities have minimum distribution rules that govern the timing and amount of distributions. You should refer to your retirement plan’s Summary Plan Description, your IRA disclosure statement, or consult a tax advisor for additional information about the distribution rules applicable to your situation.

When you use your contract to fund a retirement plan or IRA that is already tax-deferred under the Code, the contract will not provide any necessary or additional tax deferral. If your contract is used to fund an employer sponsored plan, your right to benefits may be subject to the terms and conditions of the plan regardless of the terms of the contract.

Annuity payouts: Under a qualified annuity, except a Roth IRA, Roth 401(k) or Roth 403(b), the entire payout generally is includable as ordinary income and is subject to tax unless: (1) the contract is an IRA to which you made non-deductible contributions; or (2) you rolled after-tax dollars from a retirement plan into your IRA; or (3) the contract is used to fund a retirement plan and you or your employer have contributed after-tax dollars.

Annuity payouts from Roth IRAs: In general, the entire payout from a Roth IRA can be free from income and penalty taxes if you have attained age 59 1/2 and meet the five year holding period.

Withdrawals: Under a qualified annuity, except a Roth IRA, Roth 401(k) or Roth 403(b), the entire withdrawal will generally be includable as ordinary income and is subject to tax unless: (1) the contract is an IRA to which you made non-deductible contributions; or (2) you rolled after-tax dollars from a retirement plan into your IRA; or (3) the contract is used to fund a retirement plan and you or your employer have contributed after-tax dollars.

Withdrawals from Roth IRAs: In general, the entire payout from a Roth IRA can be free from income and penalty taxes if you have attained age 59 1/2 and meet the five year holding period.

Required Minimum Distributions: Retirement plans (except for Roth IRAs) are subject to required withdrawals called required minimum distributions (“RMDs”) beginning at age 70 1/2. RMDs are based on the fair market value of your contract at year-end divided by the life expectancy factor. Certain death benefits and optional riders may be considered in determining the fair market value of your contract for RMD purposes. This may cause your RMD to be higher. Inherited IRAs (including inherited Roth IRAs) are subject to special required minimum distribution rules. You should consult your tax advisor prior to making a purchase for an explanation of the potential tax implications to you.

Withholding for IRAs, Roth IRAs, SEPs and SIMPLE IRAs: If you receive taxable income as a result of an annuity payout or a withdrawal, including withdrawals under any optional withdrawal benefit rider, we may deduct withholding against the payment. Any withholding represents a prepayment of your tax due for the year. You take credit for these amounts on your annual income tax return. As long as you have provided us with a valid Social Security Number or Taxpayer Identification Number, you can elect not to have any withholding occur.

If the payment is part of an annuity payout plan, we generally compute the amount of federal income tax withholding using payroll tables. You may provide us with a statement of how many exemptions to use in calculating the withholding. If the distribution is any other type of payment (such as a partial or full withdrawal) we compute federal income tax withholding using 10% of the taxable portion.

The federal income tax withholding requirements differ if we deliver payment outside the United States or you are a non-resident alien.

Some states also may impose income tax withholding requirements similar to the federal withholding described above. If this should be the case, we may deduct state income tax withholding from the payment.

Withholding for all other qualified annuities: If you receive directly all or part of the contract value from a qualified annuity, mandatory 20% federal income tax withholding (and possibly state income tax withholding) generally will be imposed at the time the payout is made from the plan. Any withholding represents a prepayment of your tax due for the year. You take credit for these amounts on your annual income tax return. This mandatory withholding will not be imposed if instead of receiving the distribution check, you elect to have the distribution rolled over directly to an IRA or another eligible plan. Payments made to a surviving spouse instead of being directly rolled over to an IRA are also subject to mandatory 20% income tax withholding.

RIVERSOURCE GALAXY PREMIER VARIABLE ANNUITY — PROSPECTUS 43

In the below situations, the distribution is subject to an optional 10% withholding instead of the mandatory 20% withholding. We will withhold 10% of the distribution amount unless you elect otherwise.

•	the payout is one in a series of substantially equal periodic payouts, made at least annually, over your life or life expectancy (or the joint lives or life expectancies of you and your designated beneficiary) or over a specified period of 10 years or more;

•	the payout is a RMD as defined under the Code;

•	the payout is made on account of an eligible hardship; or

•	the payout is a corrective distribution.

State withholding also may be imposed on taxable distributions.

Penalties: If you receive amounts from your qualified contract before reaching age 59 1/2, you may have to pay a 10% IRS penalty on the amount includable in your ordinary income. However, this penalty generally will not apply to any amount received:

•	because of your death;

•	because you become disabled (as defined in the Code);

•	if the distribution is part of a series of substantially equal periodic payments made at least annually, over your life or life expectancy (or joint lives or life expectancies of you and your beneficiary);

•	if the distribution is made following severance from employment during the calendar year in which you attain age 55 (TSAs and annuities funding 401(a) plans only);

•	to pay certain medical or education expenses (IRAs only); or

•	if the distribution is made from an inherited IRA.

Death benefits to beneficiaries: The entire death benefit generally is taxable as ordinary income to the beneficiary in the year he/she receives the payments from the qualified annuity. If you made non-deductible contributions to a traditional IRA, the portion of any distribution from the contract that represents after-tax contributions is not taxable as ordinary income to your beneficiary. You are responsible for keeping all records tracking your non-deductible contributions to an IRA. Death benefits under a Roth IRA generally are not taxable as ordinary income to the beneficiary if certain distribution requirements are met. (See also “Benefits in Case of Death — If you Die Before the Retirement Date”).

Change of retirement plan type: IRS regulations allow for rollovers of certain retirement plan distributions. In some circumstances, you may be able to have an intra-contract rollover, keeping the same features and conditions. If the annuity contract you have does not support an intra-contract rollover, you are able to request an IRS approved rollover to another annuity contract or other investment product that you choose. If you choose another annuity contract or investment product, you will be subject to new rules, including a new withdrawal charge schedule for an annuity contract, or other product rules as applicable.

Assignment: You may not assign or pledge your qualified contract as collateral for a loan.

OTHER
Special considerations if you select any optional rider: As of the date of this prospectus, we believe that charges related to these riders are not subject to current taxation. Therefore, we will not report these charges as partial withdrawals from your contract. However, the IRS may determine that these charges should be treated as partial withdrawals subject to taxation to the extent of any gain as well as the 10% tax penalty for withdrawals before the age of 59 1/2, if applicable.

We reserve the right to report charges for these riders as partial withdrawals if we, as a withholding and reporting agent, believe that we are required to report them. In addition, we will report any benefits attributable to these riders on the death of you or the annuitant as an annuity death benefit distribution, not as proceeds from life insurance.

Important: Our discussion of federal tax laws is based upon our understanding of current interpretations of these laws. Federal tax laws or current interpretations of them may change. For this reason and because tax consequences are complex and highly individual and cannot always be anticipated, you should consult a tax advisor if you have any questions about taxation of your contract.

RiverSource Life’s tax status: We are taxed as a life insurance company under the Code. For federal income tax purposes, the subaccounts are considered a part of our company, although their operations are treated separately in accounting and financial statements. Investment income is reinvested in the fund in which each subaccount invests and becomes part of that subaccount’s value. This investment income, including realized capital gains, is not subject to any withholding for federal or state income taxes. We reserve the right to make such a charge in the future if there is a change in the tax treatment of variable annuities or in our tax status as we then understand it.

 44  RIVERSOURCE GALAXY PREMIER VARIABLE ANNUITY — PROSPECTUS

Tax qualification: We intend that the contract qualify as an annuity for federal income tax purposes. To that end, the provisions of the contract are to be interpreted to ensure or maintain such tax qualification, in spite of any other provisions of the contract. We reserve the right to amend the contract to reflect any clarifications that may be needed or are appropriate to maintain such qualification or to conform the contract to any applicable changes in the tax qualification requirements. We will send you a copy of any amendments.

Voting Rights

As a contract owner with investments in the subaccounts, you may vote on important fund policies until annuity payouts begin. Once they begin, the person receiving them has voting rights. We will vote fund shares according to the instructions of the person with voting rights.

Before annuity payouts begin, the number of votes you have is determined by applying your percentage interest in each subaccount to the total number of votes allowed to the subaccount.

After annuity payouts begin, the number of votes you have is equal to:

•	the reserve held in each subaccount for your contract; divided by

•	the net asset value of one share of the applicable fund.

As we make annuity payouts, the reserve for the contract decreases; therefore, the number of votes also will decrease.

We calculate votes separately for each subaccount. We will send notice of shareholders’ meetings, proxy materials and a statement of the number of votes to which the voter is entitled. We will vote shares for which we have not received instructions in the same proportion as the votes for which we received instructions. We also will vote the shares for which we have voting rights in the same proportion as the votes for which we received instructions.

Substitution of Investments

We may substitute the funds in which the subaccounts invest if:

•	laws or regulations change;

•	the existing funds become unavailable; or

•	in our judgment, the funds no longer are suitable (or are not the most suitable) for the subaccounts.

If any of these situations occur, and if we believe it is in the best interest of persons having voting rights under the contract, we have the right to substitute a fund currently listed in this prospectus (existing fund) for another fund (new fund). The new fund may have higher fees and/or operating expenses than the existing fund. Also, the new fund may have investment objectives and policies and/or investment advisers which differ from the existing fund.

We may also:

•	add new subaccounts;

•	combine any two or more subaccounts;

•	transfer assets to and from the subaccounts or the variable account; and

•	eliminate or close any subaccounts.

We will notify you of any substitution or change. If we notify you that a subaccount will be eliminated or closed, you will have a certain period of time to tell us where to reallocate purchase payments or contract value currently allocated to that subaccount. If we do not receive your reallocation instructions by the due date, we automatically will reallocate to the subaccount investing in the Columbia Variable Portfolio — Cash Management Fund (Class 3). You may then transfer this reallocated amount in accordance with the transfer provisions of your contract (see “Transferring Between Accounts” above).

In the event of substitution or any of these changes, we may amend the contract and take whatever action is necessary and appropriate without your consent or approval. However, we will not make any substitution or change without the necessary approval of the SEC and state insurance departments.

About the Service Providers

PRINCIPAL UNDERWRITER
RiverSource Distributors, Inc. (“RiverSource Distributors”), our affiliate, serves as the principal underwriter of the contract. Its offices are located at 70100 Ameriprise Financial Center, Minneapolis, MN 55474. RiverSource Distributors is a wholly-owned subsidiary of Ameriprise Financial, Inc.

RIVERSOURCE GALAXY PREMIER VARIABLE ANNUITY — PROSPECTUS 45

Although we no longer offer the contract for sale, you may continue to make purchase payments if permitted under the terms of your contract. We pay commissions to an affiliated selling firm of up to 6.00% as well as service/trail commissions of up to 0.75% based on annual total contract value for as long as the contract remains in effect. We also may pay an additional sales commission of up to 1.00% of purchase payments for a period of time we select. These commissions do not change depending on which subaccounts you choose to allocate your purchase payments.

From time to time and in accordance with applicable laws and regulations, we may also pay or provide the selling firm with various cash and non-cash promotional incentives including, but not limited to bonuses, short-term sales incentive payments, marketing allowances, costs associated with sales conferences and educational seminars and sales recognition awards.

A portion of the payments made to the selling firm may be passed on to its sales representatives in accordance with its internal compensation programs. Those programs may also include other types of cash and non-cash compensation and other benefits.

Ask your sales representative for further information about what your sales representative and the selling firm for which he or she works may receive in connection with your contract.

We pay the commissions and other compensation described above from our assets. Our assets include:

•	revenues we receive from fees and expenses that you will pay when buying, owning and making a withdrawal from the contract (see “Expense Summary”);

•	compensation we or an affiliate receive from the underlying funds in the form of distribution and services fees (see “The Variable Account and the Funds — The funds”);

•	compensation we or an affiliate receive from a fund’s investment adviser, subadviser, distributor or an affiliate of any of these (see “The Variable Account and the Funds — The funds”); and

•	revenues we receive from other contracts and policies we sell that are not securities and other businesses we conduct.

You do not directly pay the commissions and other compensation described above as the result of a specific charge or deduction under the contract. However, you may pay part of all of the commissions and other compensation described above indirectly through:

•	fees and expenses we collect from contract owners, including withdrawal charges; and

•	fees and expenses charged by the underlying funds in which the subaccounts you select invest, to the extent we or one of our affiliates receive revenue from the funds or an affiliated person.

ISSUER
RiverSource Life issues the contracts. We are located at 70100 Ameriprise Financial Center, Minneapolis, MN 55474 and are a wholly-owned subsidiary of Ameriprise Financial, Inc.

We conduct a conventional life insurance business. We are licensed to do business in 49 states, the District of Columbia and American Samoa. Our primary products currently include fixed and variable annuity contracts and life insurance policies.

LEGAL PROCEEDINGS
Life insurance companies have been the subject of increasing regulatory, legislative and judicial scrutiny. Numerous state and federal regulatory agencies have commenced examinations and other inquiries of insurance companies regarding sales and marketing practices (including sales to older consumers and disclosure practices), claims handling, and unclaimed property and escheatment practices and procedures. With regard to an industry-wide investigation of unclaimed property and escheatment practices and procedures, RiverSource Life is responding to regulatory audits, market conduct examinations and other inquiries (including inquiries from the State of Minnesota). RiverSource Life has cooperated with and will continue to cooperate with the applicable regulators regarding their inquiries.

RiverSource Life is involved in the normal course of business in a number of other legal and arbitration proceedings concerning matters arising in connection with the conduct of its business activities. RiverSource Life believes that it is not a party to, nor are any of its properties the subject of, any pending legal, arbitration or regulatory proceedings that would have a material adverse effect on its consolidated financial condition, results of operations or liquidity. However, it is possible that the outcome of any such proceedings could have a material adverse impact on results of operations in any particular reporting period as the proceedings are resolved.

Additional Information

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
RiverSource Life is incorporating by reference in this prospectus information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information that we incorporate by

 46  RIVERSOURCE GALAXY PREMIER VARIABLE ANNUITY — PROSPECTUS

reference is an important part of this prospectus, and later information that we file with the SEC automatically will update and supersede this information. The Annual Report on Form 10-K of RiverSource Life Insurance Company for the year ended December 31, 2012, File No. 33-28976, that we previously filed with the SEC under the Securities Exchange Act of 1934 (1934 Act) is incorporated by reference into this prospectus, as well as all of our subsequent annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC under the 1934 Act. To access this document, see “SEC Filings” under “Investors Relations” on our website at www.ameriprise.com.

RiverSource Life will furnish you without charge a copy of any or all of the documents incorporated by reference into this prospectus, including any exhibits to such documents which have been specifically incorporated by reference. We will do so upon receipt of your written or oral request. You can contact RiverSource Life at the telephone number and address listed on the first page of this prospectus.

AVAILABLE INFORMATION
This prospectus is part of a registration statement we file with the SEC. Additional information on RiverSource Life and on this offering is available in the registration statement. You can obtain copies of these materials at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. In addition to this prospectus, the SAI and information about the contract, information incorporated by reference is available on the EDGAR Database on the SEC’s Internet site at (http://www.sec.gov).

INDEMNIFICATION
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (Securities Act) may be permitted to directors and officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

RIVERSOURCE GALAXY PREMIER VARIABLE ANNUITY — PROSPECTUS 47

Appendix: Condensed Financial Information (Unaudited)

The following tables give per-unit information about the financial history of each subaccount. The date in which operations commenced in each subaccount is noted in parentheses. We have not provided this information for subaccounts that were not available under your contract as of Dec. 31, 2012.

Variable account charges of 1.15% of the daily net assets of the variable account.
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

Columbia Variable Portfolio – Asset Allocation Fund (Class 1) (04/07/2003)
Accumulation unit value at beginning of period	$1.57	$1.60	$1.42	$1.16	$1.64	$1.52	$1.38	$1.31	$1.20	$1.00
Accumulation unit value at end of period	$1.75	$1.57	$1.60	$1.42	$1.16	$1.64	$1.52	$1.38	$1.31	$1.20
Number of accumulation units outstanding at end of period (000 omitted)	6	6	26	69	117	87	70	135	142	222

Columbia Variable Portfolio – Balanced Fund (Class 3) (11/11/1999)
Accumulation unit value at beginning of period	$1.14	$1.13	$1.01	$0.82	$1.19	$1.18	$1.05	$1.02	$0.94	$0.79
Accumulation unit value at end of period	$1.29	$1.14	$1.13	$1.01	$0.82	$1.19	$1.18	$1.05	$1.02	$0.94
Number of accumulation units outstanding at end of period (000 omitted)	26	26	26	84	85	85	121	121	122	122

Columbia Variable Portfolio – Cash Management Fund (Class 3) (11/11/1999)
Accumulation unit value at beginning of period	$1.13	$1.15	$1.16	$1.17	$1.16	$1.12	$1.08	$1.07	$1.07	$1.08
Accumulation unit value at end of period	$1.12	$1.13	$1.15	$1.16	$1.17	$1.16	$1.12	$1.08	$1.07	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	477	734	815	827	835	334	460	205	64	72

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3) (11/11/1999)
Accumulation unit value at beginning of period	$1.50	$1.60	$1.39	$1.10	$1.87	$1.75	$1.48	$1.32	$1.13	$0.81
Accumulation unit value at end of period	$1.69	$1.50	$1.60	$1.39	$1.10	$1.87	$1.75	$1.48	$1.32	$1.13
Number of accumulation units outstanding at end of period (000 omitted)	2,629	3,304	3,550	4,693	4,712	4,137	4,535	2,962	25	25

Columbia Variable Portfolio – Emerging Markets Fund (Class 3) (10/23/2000)
Accumulation unit value at beginning of period	$2.50	$3.20	$2.70	$1.57	$3.43	$2.51	$1.90	$1.43	$1.17	$0.84
Accumulation unit value at end of period	$2.98	$2.50	$3.20	$2.70	$1.57	$3.43	$2.51	$1.90	$1.43	$1.17
Number of accumulation units outstanding at end of period (000 omitted)	542	704	659	891	1,256	981	1,358	1,275	363	18

Columbia Variable Portfolio – High Income Fund (Class 1)* (04/28/2006)
Accumulation unit value at beginning of period	$1.33	$1.26	$1.14	$0.80	$1.08	$1.07	$1.00	—	—	—
Accumulation unit value at end of period	$1.51	$1.33	$1.26	$1.14	$0.80	$1.08	$1.07	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	9	10	16	39	84	100	106	—	—	—
*Columbia Variable Portfolio – High Income Fund (Class 1) is scheduled to be merged into Columbia Variable Portfolio – Income Opportunities Fund (Class 1) on April 29, 2013.

Columbia Variable Portfolio – High Yield Bond Fund (Class 3) (11/11/1999)
Accumulation unit value at beginning of period	$1.81	$1.74	$1.54	$1.01	$1.37	$1.36	$1.24	$1.21	$1.10	$0.89
Accumulation unit value at end of period	$2.08	$1.81	$1.74	$1.54	$1.01	$1.37	$1.36	$1.24	$1.21	$1.10
Number of accumulation units outstanding at end of period (000 omitted)	339	422	479	545	699	822	930	672	157	81

Columbia Variable Portfolio – Large Cap Growth Fund (Class 1) (04/29/2011)
Accumulation unit value at beginning of period	$0.88	$1.00	—	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.05	$0.88	—	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	162	189	—	—	—	—	—	—	—	—

Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.09	$1.05	$0.90	$0.73	$1.29	$1.26	$1.11	$1.06	$1.00	—
Accumulation unit value at end of period	$1.23	$1.09	$1.05	$0.90	$0.73	$1.29	$1.26	$1.11	$1.06	—
Number of accumulation units outstanding at end of period (000 omitted)	1,217	1,775	2,312	2,486	2,481	2,441	2,749	3,138	1,827	—

Columbia Variable Portfolio – S&P 500 Index Fund (Class 3) (10/23/2000)
Accumulation unit value at beginning of period	$0.93	$0.93	$0.82	$0.66	$1.06	$1.02	$0.89	$0.86	$0.79	$0.63
Accumulation unit value at end of period	$1.06	$0.93	$0.93	$0.82	$0.66	$1.06	$1.02	$0.89	$0.86	$0.79
Number of accumulation units outstanding at end of period (000 omitted)	151	177	175	202	177	235	343	380	355	418

Columbia Variable Portfolio – Select Smaller-Cap Value Fund (Class 3) (11/11/1999)
Accumulation unit value at beginning of period	$1.53	$1.69	$1.35	$0.98	$1.61	$1.70	$1.54	$1.49	$1.27	$0.87
Accumulation unit value at end of period	$1.78	$1.53	$1.69	$1.35	$0.98	$1.61	$1.70	$1.54	$1.49	$1.27
Number of accumulation units outstanding at end of period (000 omitted)	15	15	15	16	16	16	19	19	20	27

Columbia Variable Portfolio – Small Company Growth Fund (Class 1) (04/14/2003)
Accumulation unit value at beginning of period	$1.80	$1.93	$1.52	$1.22	$2.09	$1.87	$1.68	$1.65	$1.50	$1.00
Accumulation unit value at end of period	$2.00	$1.80	$1.93	$1.52	$1.22	$2.09	$1.87	$1.68	$1.65	$1.50
Number of accumulation units outstanding at end of period (000 omitted)	2	2	4	22	23	26	42	42	50	49

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 1) (04/29/2011)
Accumulation unit value at beginning of period	$0.99	$1.00	—	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.00	$0.99	—	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	79	84	—	—	—	—	—	—	—	—

 48  RIVERSOURCE GALAXY PREMIER VARIABLE ANNUITY — PROSPECTUS

Variable account charges of 1.15% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

Fidelity® VIP Balanced Portfolio Service Class (11/11/1999)
Accumulation unit value at beginning of period	$1.25	$1.32	$1.13	$0.83	$1.27	$1.18	$1.07	$1.02	$0.98	$0.84
Accumulation unit value at end of period	$1.42	$1.25	$1.32	$1.13	$0.83	$1.27	$1.18	$1.07	$1.02	$0.98
Number of accumulation units outstanding at end of period (000 omitted)	2	4	4	18	41	43	46	50	55	65

Fidelity® VIP Growth & Income Portfolio Service Class (11/11/1999)
Accumulation unit value at beginning of period	$1.00	$1.00	$0.88	$0.70	$1.22	$1.10	$0.98	$0.93	$0.89	$0.72
Accumulation unit value at end of period	$1.17	$1.00	$1.00	$0.88	$0.70	$1.22	$1.10	$0.98	$0.93	$0.89
Number of accumulation units outstanding at end of period (000 omitted)	83	86	92	135	116	228	248	198	181	157

Fidelity® VIP Mid Cap Portfolio Service Class (11/11/1999)
Accumulation unit value at beginning of period	$3.24	$3.67	$2.89	$2.09	$3.49	$3.06	$2.74	$2.35	$1.90	$1.39
Accumulation unit value at end of period	$3.68	$3.24	$3.67	$2.89	$2.09	$3.49	$3.06	$2.74	$2.35	$1.90
Number of accumulation units outstanding at end of period (000 omitted)	70	73	90	120	132	170	211	226	250	268

FTVIPT Franklin Small-Mid Cap Growth Securities Fund – Class 2 (11/11/1999)
Accumulation unit value at beginning of period	$1.25	$1.33	$1.05	$0.74	$1.31	$1.19	$1.11	$1.07	$0.97	$0.71
Accumulation unit value at end of period	$1.37	$1.25	$1.33	$1.05	$0.74	$1.31	$1.19	$1.11	$1.07	$0.97
Number of accumulation units outstanding at end of period (000 omitted)	105	126	137	178	256	345	421	465	481	495

FTVIPT Mutual Shares Securities Fund – Class 2 (11/11/1999)
Accumulation unit value at beginning of period	$1.60	$1.64	$1.49	$1.20	$1.92	$1.88	$1.61	$1.47	$1.32	$1.07
Accumulation unit value at end of period	$1.81	$1.60	$1.64	$1.49	$1.20	$1.92	$1.88	$1.61	$1.47	$1.32
Number of accumulation units outstanding at end of period (000 omitted)	313	334	421	439	498	532	713	655	587	281

FTVIPT Templeton Foreign Securities Fund – Class 2 (11/11/1999)
Accumulation unit value at beginning of period	$1.26	$1.42	$1.33	$0.98	$1.66	$1.46	$1.21	$1.11	$0.95	$0.73
Accumulation unit value at end of period	$1.47	$1.26	$1.42	$1.33	$0.98	$1.66	$1.46	$1.21	$1.11	$0.95
Number of accumulation units outstanding at end of period (000 omitted)	38	38	39	67	117	100	102	122	97	102

Invesco V.I. American Franchise Fund, Series I Shares (04/27/2012)
Accumulation unit value at beginning of period	$1.00	—	—	—	—	—	—	—	—	—
Accumulation unit value at end of period	$0.97	—	—	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	70	—	—	—	—	—	—	—	—	—

Invesco V.I. Core Equity Fund, Series I Shares (04/28/2006)
Accumulation unit value at beginning of period	$1.08	$1.10	$1.01	$0.80	$1.16	$1.08	$1.00	—	—	—
Accumulation unit value at end of period	$1.22	$1.08	$1.10	$1.01	$0.80	$1.16	$1.08	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	71	75	108	149	170	220	254	—	—	—

Janus Aspen Series Enterprise Portfolio: Service Shares (10/23/2000)
Accumulation unit value at beginning of period	$0.73	$0.75	$0.61	$0.43	$0.77	$0.64	$0.57	$0.51	$0.43	$0.32
Accumulation unit value at end of period	$0.85	$0.73	$0.75	$0.61	$0.43	$0.77	$0.64	$0.57	$0.51	$0.43
Number of accumulation units outstanding at end of period (000 omitted)	37	37	37	39	67	241	296	327	331	345

Janus Aspen Series Global Technology Portfolio: Service Shares (10/23/2000)
Accumulation unit value at beginning of period	$0.51	$0.56	$0.46	$0.30	$0.53	$0.44	$0.42	$0.38	$0.38	$0.26
Accumulation unit value at end of period	$0.60	$0.51	$0.56	$0.46	$0.30	$0.53	$0.44	$0.42	$0.38	$0.38
Number of accumulation units outstanding at end of period (000 omitted)	32	32	32	32	46	46	51	82	84	88

Janus Aspen Series Janus Portfolio: Service Shares (10/23/2000)
Accumulation unit value at beginning of period	$0.67	$0.72	$0.64	$0.48	$0.80	$0.70	$0.64	$0.62	$0.61	$0.47
Accumulation unit value at end of period	$0.79	$0.67	$0.72	$0.64	$0.48	$0.80	$0.70	$0.64	$0.62	$0.61
Number of accumulation units outstanding at end of period (000 omitted)	98	124	173	1,443	1,405	1,248	116	148	194	221

MFS® Investors Trust Series – Service Class (10/23/2000)
Accumulation unit value at beginning of period	$0.95	$0.98	$0.90	$0.72	$1.08	$1.00	$0.89	$0.85	$0.77	$0.64
Accumulation unit value at end of period	$1.11	$0.95	$0.98	$0.90	$0.72	$1.08	$1.00	$0.89	$0.85	$0.77
Number of accumulation units outstanding at end of period (000 omitted)	54	55	70	88	71	150	162	164	153	193

MFS® New Discovery Series – Service Class (10/23/2000)
Accumulation unit value at beginning of period	$1.09	$1.23	$0.92	$0.57	$0.95	$0.94	$0.84	$0.81	$0.77	$0.59
Accumulation unit value at end of period	$1.30	$1.09	$1.23	$0.92	$0.57	$0.95	$0.94	$0.84	$0.81	$0.77
Number of accumulation units outstanding at end of period (000 omitted)	18	18	28	30	34	41	42	40	45	43

MFS® Total Return Series – Service Class (10/23/2000)
Accumulation unit value at beginning of period	$1.38	$1.38	$1.27	$1.09	$1.42	$1.38	$1.25	$1.24	$1.13	$0.98
Accumulation unit value at end of period	$1.52	$1.38	$1.38	$1.27	$1.09	$1.42	$1.38	$1.25	$1.24	$1.13
Number of accumulation units outstanding at end of period (000 omitted)	100	112	135	249	311	490	541	651	617	696

MFS® Utilities Series – Service Class (10/23/2000)
Accumulation unit value at beginning of period	$1.77	$1.68	$1.50	$1.14	$1.85	$1.47	$1.14	$0.99	$0.77	$0.57
Accumulation unit value at end of period	$1.98	$1.77	$1.68	$1.50	$1.14	$1.85	$1.47	$1.14	$0.99	$0.77
Number of accumulation units outstanding at end of period (000 omitted)	20	34	36	67	81	182	167	168	150	143

RIVERSOURCE GALAXY PREMIER VARIABLE ANNUITY — PROSPECTUS 49

Variable account charges of 1.15% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

Putnam VT Growth and Income Fund – Class IB Shares (11/11/1999)
Accumulation unit value at beginning of period	$0.97	$1.03	$0.91	$0.71	$1.17	$1.26	$1.10	$1.06	$0.96	$0.77
Accumulation unit value at end of period	$1.14	$0.97	$1.03	$0.91	$0.71	$1.17	$1.26	$1.10	$1.06	$0.96
Number of accumulation units outstanding at end of period (000 omitted)	68	73	89	166	196	221	242	304	323	363

Putnam VT International Equity Fund – Class IB Shares (11/11/1999)
Accumulation unit value at beginning of period	$0.98	$1.19	$1.10	$0.89	$1.61	$1.50	$1.19	$1.07	$0.93	$0.73
Accumulation unit value at end of period	$1.18	$0.98	$1.19	$1.10	$0.89	$1.61	$1.50	$1.19	$1.07	$0.93
Number of accumulation units outstanding at end of period (000 omitted)	56	55	56	59	69	101	103	122	127	179

Putnam VT Multi-Cap Growth Fund – Class IB Shares (09/24/2010)
Accumulation unit value at beginning of period	$1.06	$1.13	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.22	$1.06	$1.13	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	79	78	91	—	—	—	—	—	—	—

Variable account charges of 1.25% of the daily net assets of the variable account.
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

Columbia Variable Portfolio – Asset Allocation Fund (Class 1) (04/07/2003)
Accumulation unit value at beginning of period	$1.55	$1.59	$1.42	$1.16	$1.63	$1.51	$1.37	$1.30	$1.20	$1.00
Accumulation unit value at end of period	$1.73	$1.55	$1.59	$1.42	$1.16	$1.63	$1.51	$1.37	$1.30	$1.20
Number of accumulation units outstanding at end of period (000 omitted)	32	36	45	111	144	443	469	476	498	507

Columbia Variable Portfolio – Balanced Fund (Class 3) (11/09/1999)
Accumulation unit value at beginning of period	$1.13	$1.11	$1.00	$0.82	$1.18	$1.17	$1.04	$1.01	$0.94	$0.79
Accumulation unit value at end of period	$1.27	$1.13	$1.11	$1.00	$0.82	$1.18	$1.17	$1.04	$1.01	$0.94
Number of accumulation units outstanding at end of period (000 omitted)	94	84	85	114	218	292	275	210	176	177

Columbia Variable Portfolio – Cash Management Fund (Class 3) (11/09/1999)
Accumulation unit value at beginning of period	$1.12	$1.13	$1.15	$1.16	$1.15	$1.11	$1.08	$1.06	$1.07	$1.08
Accumulation unit value at end of period	$1.11	$1.12	$1.13	$1.15	$1.16	$1.15	$1.11	$1.08	$1.06	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	1,745	2,256	2,075	3,153	2,711	1,073	1,203	1,149	1,454	1,720

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3) (11/09/1999)
Accumulation unit value at beginning of period	$1.49	$1.58	$1.37	$1.09	$1.85	$1.74	$1.47	$1.31	$1.12	$0.81
Accumulation unit value at end of period	$1.67	$1.49	$1.58	$1.37	$1.09	$1.85	$1.74	$1.47	$1.31	$1.12
Number of accumulation units outstanding at end of period (000 omitted)	527	653	957	8,590	7,188	4,908	3,199	1,284	1,141	861

Columbia Variable Portfolio – Emerging Markets Fund (Class 3) (10/23/2000)
Accumulation unit value at beginning of period	$2.47	$3.17	$2.68	$1.56	$3.40	$2.50	$1.89	$1.43	$1.17	$0.84
Accumulation unit value at end of period	$2.94	$2.47	$3.17	$2.68	$1.56	$3.40	$2.50	$1.89	$1.43	$1.17
Number of accumulation units outstanding at end of period (000 omitted)	43	64	65	1,086	1,372	790	428	49	48	42

Columbia Variable Portfolio – High Income Fund (Class 1)* (04/28/2006)
Accumulation unit value at beginning of period	$1.32	$1.26	$1.14	$0.80	$1.07	$1.07	$1.00	—	—	—
Accumulation unit value at end of period	$1.50	$1.32	$1.26	$1.14	$0.80	$1.07	$1.07	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	197	241	264	325	407	553	540	—	—	—
*Columbia Variable Portfolio – High Income Fund (Class 1) is scheduled to be merged into Columbia Variable Portfolio – Income Opportunities Fund (Class 1) on April 29, 2013.

Columbia Variable Portfolio – High Yield Bond Fund (Class 3) (11/09/1999)
Accumulation unit value at beginning of period	$1.79	$1.72	$1.53	$1.00	$1.36	$1.35	$1.23	$1.20	$1.09	$0.88
Accumulation unit value at end of period	$2.05	$1.79	$1.72	$1.53	$1.00	$1.36	$1.35	$1.23	$1.20	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	171	174	280	582	944	1,284	1,320	1,059	1,262	1,212

Columbia Variable Portfolio – Large Cap Growth Fund (Class 1) (04/29/2011)
Accumulation unit value at beginning of period	$0.88	$1.00	—	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.05	$0.88	—	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	103	104	—	—	—	—	—	—	—	—

Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3) (03/03/2000)
Accumulation unit value at beginning of period	$0.71	$0.68	$0.59	$0.48	$0.84	$0.82	$0.72	$0.69	$0.66	$0.52
Accumulation unit value at end of period	$0.79	$0.71	$0.68	$0.59	$0.48	$0.84	$0.82	$0.72	$0.69	$0.66
Number of accumulation units outstanding at end of period (000 omitted)	1,511	1,928	2,512	3,082	3,503	4,303	4,701	1,109	1,250	172

Columbia Variable Portfolio – S&P 500 Index Fund (Class 3) (10/23/2000)
Accumulation unit value at beginning of period	$0.92	$0.92	$0.81	$0.65	$1.05	$1.01	$0.89	$0.86	$0.79	$0.63
Accumulation unit value at end of period	$1.05	$0.92	$0.92	$0.81	$0.65	$1.05	$1.01	$0.89	$0.86	$0.79
Number of accumulation units outstanding at end of period (000 omitted)	66	119	123	173	342	478	539	565	639	728

 50  RIVERSOURCE GALAXY PREMIER VARIABLE ANNUITY — PROSPECTUS

Variable account charges of 1.25% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

Columbia Variable Portfolio – Select Smaller-Cap Value Fund (Class 3) (11/09/1999)
Accumulation unit value at beginning of period	$1.51	$1.68	$1.34	$0.97	$1.60	$1.69	$1.53	$1.48	$1.26	$0.87
Accumulation unit value at end of period	$1.76	$1.51	$1.68	$1.34	$0.97	$1.60	$1.69	$1.53	$1.48	$1.26
Number of accumulation units outstanding at end of period (000 omitted)	120	141	164	220	278	307	338	394	445	419

Columbia Variable Portfolio – Small Company Growth Fund (Class 1) (04/14/2003)
Accumulation unit value at beginning of period	$1.79	$1.92	$1.51	$1.22	$2.08	$1.86	$1.68	$1.65	$1.50	$1.00
Accumulation unit value at end of period	$1.98	$1.79	$1.92	$1.51	$1.22	$2.08	$1.86	$1.68	$1.65	$1.50
Number of accumulation units outstanding at end of period (000 omitted)	38	40	57	63	69	81	90	108	108	107

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 1) (04/29/2011)
Accumulation unit value at beginning of period	$0.99	$1.00	—	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.00	$0.99	—	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	459	574	—	—	—	—	—	—	—	—

Fidelity® VIP Balanced Portfolio Service Class (11/09/1999)
Accumulation unit value at beginning of period	$1.24	$1.30	$1.12	$0.82	$1.26	$1.17	$1.06	$1.01	$0.97	$0.84
Accumulation unit value at end of period	$1.40	$1.24	$1.30	$1.12	$0.82	$1.26	$1.17	$1.06	$1.01	$0.97
Number of accumulation units outstanding at end of period (000 omitted)	160	172	183	216	342	435	452	468	481	526

Fidelity® VIP Growth & Income Portfolio Service Class (11/09/1999)
Accumulation unit value at beginning of period	$0.99	$0.99	$0.87	$0.69	$1.21	$1.09	$0.98	$0.92	$0.88	$0.72
Accumulation unit value at end of period	$1.16	$0.99	$0.99	$0.87	$0.69	$1.21	$1.09	$0.98	$0.92	$0.88
Number of accumulation units outstanding at end of period (000 omitted)	69	117	145	191	286	380	396	386	441	436

Fidelity® VIP Mid Cap Portfolio Service Class (11/09/1999)
Accumulation unit value at beginning of period	$3.20	$3.63	$2.86	$2.07	$3.46	$3.03	$2.73	$2.34	$1.90	$1.39
Accumulation unit value at end of period	$3.63	$3.20	$3.63	$2.86	$2.07	$3.46	$3.03	$2.73	$2.34	$1.90
Number of accumulation units outstanding at end of period (000 omitted)	298	438	578	766	1,075	1,633	1,627	1,723	1,897	1,802

FTVIPT Franklin Small-Mid Cap Growth Securities Fund – Class 2 (11/09/1999)
Accumulation unit value at beginning of period	$1.24	$1.32	$1.04	$0.74	$1.30	$1.18	$1.10	$1.06	$0.96	$0.71
Accumulation unit value at end of period	$1.35	$1.24	$1.32	$1.04	$0.74	$1.30	$1.18	$1.10	$1.06	$0.96
Number of accumulation units outstanding at end of period (000 omitted)	1,065	1,373	1,842	2,467	3,121	3,777	4,295	4,737	5,177	4,918

FTVIPT Mutual Shares Securities Fund – Class 2 (11/09/1999)
Accumulation unit value at beginning of period	$1.58	$1.62	$1.48	$1.19	$1.91	$1.87	$1.60	$1.46	$1.32	$1.06
Accumulation unit value at end of period	$1.79	$1.58	$1.62	$1.48	$1.19	$1.91	$1.87	$1.60	$1.46	$1.32
Number of accumulation units outstanding at end of period (000 omitted)	1,413	1,695	2,272	2,966	3,954	5,507	6,011	5,328	5,621	4,198

FTVIPT Templeton Foreign Securities Fund – Class 2 (11/09/1999)
Accumulation unit value at beginning of period	$1.24	$1.41	$1.31	$0.97	$1.65	$1.45	$1.21	$1.11	$0.95	$0.73
Accumulation unit value at end of period	$1.45	$1.24	$1.41	$1.31	$0.97	$1.65	$1.45	$1.21	$1.11	$0.95
Number of accumulation units outstanding at end of period (000 omitted)	125	147	172	183	240	311	368	420	400	371

Invesco V.I. American Franchise Fund, Series I Shares (04/27/2012)
Accumulation unit value at beginning of period	$1.00	—	—	—	—	—	—	—	—	—
Accumulation unit value at end of period	$0.97	—	—	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	607	—	—	—	—	—	—	—	—	—

Invesco V.I. Core Equity Fund, Series I Shares (04/28/2006)
Accumulation unit value at beginning of period	$1.08	$1.09	$1.01	$0.80	$1.16	$1.08	$1.00	—	—	—
Accumulation unit value at end of period	$1.21	$1.08	$1.09	$1.01	$0.80	$1.16	$1.08	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,192	1,437	1,983	2,664	3,333	4,900	5,506	—	—	—

Janus Aspen Series Enterprise Portfolio: Service Shares (10/23/2000)
Accumulation unit value at beginning of period	$0.72	$0.75	$0.60	$0.42	$0.76	$0.63	$0.57	$0.51	$0.43	$0.32
Accumulation unit value at end of period	$0.84	$0.72	$0.75	$0.60	$0.42	$0.76	$0.63	$0.57	$0.51	$0.43
Number of accumulation units outstanding at end of period (000 omitted)	94	112	110	122	126	176	199	254	313	293

Janus Aspen Series Global Technology Portfolio: Service Shares (10/23/2000)
Accumulation unit value at beginning of period	$0.50	$0.56	$0.45	$0.29	$0.53	$0.44	$0.41	$0.38	$0.38	$0.26
Accumulation unit value at end of period	$0.59	$0.50	$0.56	$0.45	$0.29	$0.53	$0.44	$0.41	$0.38	$0.38
Number of accumulation units outstanding at end of period (000 omitted)	76	76	77	77	78	79	79	108	126	125

Janus Aspen Series Janus Portfolio: Service Shares (10/23/2000)
Accumulation unit value at beginning of period	$0.67	$0.71	$0.63	$0.47	$0.79	$0.70	$0.64	$0.62	$0.60	$0.46
Accumulation unit value at end of period	$0.78	$0.67	$0.71	$0.63	$0.47	$0.79	$0.70	$0.64	$0.62	$0.60
Number of accumulation units outstanding at end of period (000 omitted)	210	319	360	12,338	9,449	7,227	503	514	632	722

MFS® Investors Trust Series – Service Class (10/23/2000)
Accumulation unit value at beginning of period	$0.94	$0.97	$0.89	$0.71	$1.08	$0.99	$0.89	$0.84	$0.77	$0.64
Accumulation unit value at end of period	$1.10	$0.94	$0.97	$0.89	$0.71	$1.08	$0.99	$0.89	$0.84	$0.77
Number of accumulation units outstanding at end of period (000 omitted)	217	230	230	276	386	451	471	505	526	535

RIVERSOURCE GALAXY PREMIER VARIABLE ANNUITY — PROSPECTUS 51

Variable account charges of 1.25% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

MFS® New Discovery Series – Service Class (05/30/2000)
Accumulation unit value at beginning of period	$1.08	$1.22	$0.91	$0.56	$0.94	$0.94	$0.84	$0.81	$0.77	$0.58
Accumulation unit value at end of period	$1.29	$1.08	$1.22	$0.91	$0.56	$0.94	$0.94	$0.84	$0.81	$0.77
Number of accumulation units outstanding at end of period (000 omitted)	165	212	277	470	582	647	658	783	901	707

MFS® Total Return Series – Service Class (05/30/2000)
Accumulation unit value at beginning of period	$1.37	$1.36	$1.26	$1.08	$1.41	$1.38	$1.25	$1.23	$1.12	$0.98
Accumulation unit value at end of period	$1.50	$1.37	$1.36	$1.26	$1.08	$1.41	$1.38	$1.25	$1.23	$1.12
Number of accumulation units outstanding at end of period (000 omitted)	1,245	1,555	2,358	3,001	4,112	5,505	6,062	5,779	6,230	5,443

MFS® Utilities Series – Service Class (10/23/2000)
Accumulation unit value at beginning of period	$1.75	$1.66	$1.48	$1.13	$1.84	$1.46	$1.13	$0.98	$0.76	$0.57
Accumulation unit value at end of period	$1.95	$1.75	$1.66	$1.48	$1.13	$1.84	$1.46	$1.13	$0.98	$0.76
Number of accumulation units outstanding at end of period (000 omitted)	112	145	195	251	275	323	304	241	287	264

Putnam VT Growth and Income Fund – Class IB Shares (11/09/1999)
Accumulation unit value at beginning of period	$0.96	$1.02	$0.90	$0.70	$1.16	$1.25	$1.09	$1.05	$0.96	$0.76
Accumulation unit value at end of period	$1.13	$0.96	$1.02	$0.90	$0.70	$1.16	$1.25	$1.09	$1.05	$0.96
Number of accumulation units outstanding at end of period (000 omitted)	222	340	400	600	892	1,305	1,443	1,621	1,596	1,635

Putnam VT International Equity Fund – Class IB Shares (11/09/1999)
Accumulation unit value at beginning of period	$0.97	$1.18	$1.09	$0.88	$1.59	$1.49	$1.18	$1.07	$0.93	$0.73
Accumulation unit value at end of period	$1.17	$0.97	$1.18	$1.09	$0.88	$1.59	$1.49	$1.18	$1.07	$0.93
Number of accumulation units outstanding at end of period (000 omitted)	1,172	1,597	2,315	2,779	3,548	4,302	4,374	4,450	4,648	4,797

Putnam VT Multi-Cap Growth Fund – Class IB Shares (09/24/2010)
Accumulation unit value at beginning of period	$1.06	$1.13	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.22	$1.06	$1.13	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	494	543	652	—	—	—	—	—	—	—

 52  RIVERSOURCE GALAXY PREMIER VARIABLE ANNUITY — PROSPECTUS

Table of Contents of the Statement of Additional Information

Calculating Annuity Payouts	p. 3

Rating Agencies	p. 4

Revenues Received During Calendar Year 2012	p. 4

Principal Underwriter	p. 5

Independent Registered Public Accounting Firms	p. 5

Condensed Financial Information (Unaudited)	p. 6

Financial Statements

RIVERSOURCE GALAXY PREMIER VARIABLE ANNUITY — PROSPECTUS 53

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RiverSource Life Insurance Company
829 Ameriprise Financial Center
Minneapolis, MN 55474
1-800-333-3437

RiverSource Distributors, Inc. (Distributor), Member FINRA.
Insurance and annuity products are issued by RiverSource Life Insurance Company.

©2008-2013 RiverSource Life Insurance Company. All rights reserved.
45211 V (4/13)

Prospectus

April 29, 2013

Evergreen

New Solutions Select Variable Annuity

INDIVIDUAL FLEXIBLE PREMIUM DEFERRED COMBINATION FIXED/VARIABLE ANNUITY

Issued by:	RiverSource Life Insurance Company (RiverSource Life)

829 Ameriprise Financial Center
Minneapolis, MN 55474
Telephone: 1-800-333-3437
(Corporate Office)
RiverSource Variable Annuity Account/RiverSource MVA Account

This prospectus contains information that you should know before investing. Prospectuses are also available for:

AllianceBernstein Variable Products Series Fund, Inc. (Class B)
American Century® Variable Portfolios, Inc., Class II
Columbia Funds Variable Series Trust II
Dreyfus Variable Investment Fund, Service Share Class
Fidelity® Variable Insurance Products Service Class 2
Franklin® Templeton® Variable Insurance Products
  Trust (FTVIPT) – Class 2
Goldman Sachs Variable Insurance Trust (VIT)
Invesco Variable Insurance Funds
Invesco Van Kampen Variable Insurance Funds
Morgan Stanley UIF
Oppenheimer Variable Account Funds, Service Shares
Putnam Variable Trust – Class IB Shares
Wanger Advisors Trust
Wells Fargo Variable Trust

New Evergreen New Solutions Select Variable Annuity contracts are not currently being offered.

Please read the prospectuses carefully and keep them for future reference.

Contracts with a seven-year withdrawal charge schedule receive a purchase payment credit for each payment made to the contract. Expense charges for contracts with purchase payment credits may be higher than expenses for contracts without such credits. The amount of the credit may be more than offset by any additional fees and charges associated with the credit. The credits may be reversed. Purchase payment credits are not available for contracts with a five-year withdrawal charge schedule. (See “Buying Your Contract — Purchase Payment Credits”).

The Securities and Exchange Commission (SEC) has not approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

An investment in this contract is not a deposit of a bank or financial institution and is not insured or guaranteed by the Federal Deposit Insurance Corporation (FDIC) or any other government agency. An investment in this contract involves investment risk including the possible loss of principal.

A Statement of Additional Information (SAI), dated the same date as this prospectus, is incorporated by reference into this prospectus. It is filed with the SEC and is available without charge by contacting RiverSource Life at the telephone number and address listed above. The table of contents of the SAI is on the last page of this prospectus. The SEC maintains an Internet site. This prospectus, the SAI and other information about the product are available on the EDGAR Database on the SEC’s Internet site at (http://www.sec.gov).

Variable annuities are insurance products that are complex investment vehicles. Before you invest, be sure to ask your investment professional about the variable annuity’s features, benefits, risks and fees, and whether the variable annuity is appropriate for you, based upon your financial situation and objectives.

The contract and/or certain optional benefits described in this prospectus may not be available in all jurisdictions. This prospectus constitutes an offering or solicitation only in those jurisdictions where such offering or solicitation may lawfully be made. State variations are covered in a special contract form used in that state. This prospectus provides a general description of the contract. Your actual contract and any riders or endorsements are the controlling documents.

RiverSource Life has not authorized any person to give any information or to make any representations regarding the contract other than those contained in this prospectus or the fund prospectuses. Do not rely on any such information or representations.

EVERGREEN NEW SOLUTIONS SELECT VARIABLE ANNUITY — PROSPECTUS 1

RiverSource Life offers several different annuities which your investment professional may or may not be authorized to offer to you. Each annuity has different features and benefits that may be appropriate for you based on your financial situation and needs, your age and how you intend to use the annuity. The different features and benefits may include the investment and fund manager options, variations in interest rate amount and guarantees, credits, withdrawal charge schedules and access to annuity account values. The fees and charges may also be different between each annuity.

 2  EVERGREEN NEW SOLUTIONS SELECT VARIABLE ANNUITY — PROSPECTUS

Key Terms

These terms can help you understand details about your contract.

Accumulation unit: A measure of the value of each subaccount before annuity payouts begin.

Annuitant: The person or persons on whose life or life expectancy the annuity payouts are based.

Annuity payouts: An amount paid at regular intervals under one of several plans.

Assumed investment rate: The rate of return we assume your investments will earn when we calculate your initial annuity payout amount using the annuity table in your contract. The standard assumed investment rate we use is 5% but you may request we substitute an assumed investment rate of 3.5%.

Beneficiary: The person you designate to receive benefits in case of the owner’s or annuitant’s death while the contract is in force.

Close of business: The time the New York Stock Exchange (NYSE) closes (4 p.m. Eastern time unless the NYSE closes earlier).

Code: The Internal Revenue Code of 1986, as amended.

Contract: A deferred annuity contract that permits you to accumulate money for retirement by making one or more purchase payments. It provides for lifetime or other forms of payouts beginning at a specified time in the future.

Contract value: The total value of your contract before we deduct any applicable charges.

Contract year: A period of 12 months, starting on the effective date of your contract and on each anniversary of the effective date.

Good order: We cannot process your transaction request relating to the contract until we have received the request in good order at our corporate office. “Good order” means the actual receipt of the requested transaction in writing, along with all information, forms and supporting legal documentation necessary to effect the transaction. To be in “good order,” your instructions must be sufficiently clear so that we do not need to exercise any discretion to follow such instructions. This information and documentation generally includes your completed request; the contract number; the transaction amount (in dollars); the names of and allocations to and/or from the subaccounts and the fixed account affected by the requested transaction; the signatures of all contract owners, exactly as registered on the contract, if necessary; Social Security Number or Taxpayer Identification Number; and any other information, forms or supporting documentation that we may require. With respect to purchase requests, “good order” also generally includes receipt of sufficient payment by us to effect the purchase. We may, in our sole discretion, determine whether any particular transaction request is in good order, and we reserve the right to change or waive any good order requirements at any time.

Funds: Investment options under your contract. You may allocate your purchase payments into subaccounts investing in shares of the funds.

Guarantee Period: The number of successive 12-month periods that a guaranteed interest rate is credited.

Guarantee Period Accounts (GPAs): A nonunitized separate account to which you may allocate purchase payments and purchase payment credits or transfer contract value of at least $1,000. These accounts have guaranteed interest rates for guarantee periods we declare when you allocate purchase payments and purchase payment credits or transfer contract value to a GPA. These guaranteed rates and periods of time may vary by state. Unless an exception applies, transfers or withdrawals from a GPA done more than 30 days before the end of the guarantee period will receive a market value adjustment, which may result in a gain or loss of principal.

Market Value Adjustment (MVA): A positive or negative adjustment assessed if any portion of a Guarantee Period Account is withdrawn or transferred more than 30 days before the end of its guarantee period.

One-year fixed account: An account to which you may make allocations. Amounts you allocate to this account earn interest at rates that we declare periodically.

Owner (you, your): The person or persons identified in the contract as owner(s) of the contract, who has or have the right to control the contract (to decide on investment allocations, transfers, payout options, etc.). Usually, but not always, the owner is also the annuitant. During the owner’s life, the owner is responsible for taxes, regardless of whether he or she receives the contract’s benefits. When the contract is owned by a revocable trust, the annuitant selected should be the grantor of the trust to assure compliance with Section 72(s) of the Code.

Purchase payment credits: An addition we make to your contract value. We base the amount of the credit on net payments (total payments less total withdrawals). We apply the credit to your contract based on your current payment.

EVERGREEN NEW SOLUTIONS SELECT VARIABLE ANNUITY — PROSPECTUS 3

Qualified annuity: A contract that you purchase to fund one of the following tax-deferred retirement plans that is subject to applicable federal law and any rules of the plan itself:

•	Individual Retirement Annuities (IRAs) including inherited IRAs under Section 408(b) of the Code

•	Roth IRAs including inherited Roth IRAs under Section 408A of the Code

•	Simplified Employee Pension (SEP) plans under Section 408(k) of the Code

•	Tax-Sheltered Annuity (TSA) rollovers under Section 403(b) of the Code

A qualified annuity will not provide any necessary or additional tax deferral if it is used to fund a retirement plan that is already tax-deferred.

All other contracts are considered nonqualified annuities.

Retirement date: The date when annuity payouts are scheduled to begin.

Rider effective date: The date a rider becomes effective as stated in the rider.

RiverSource Life: In this prospectus, “we,” “us,” “our” and “RiverSource Life” refer to RiverSource Life Insurance Company.

Valuation date: Any normal business day, Monday through Friday, on which the NYSE is open, up to the close of business. At the close of business, the next valuation date begins. We calculate the accumulation unit value of each subaccount on each valuation date. If we receive your purchase payment or any transaction request (such as a transfer or surrender request) in good order at our corporate office before the close of business, we will process your payment or transaction using the accumulation unit value we calculate on the valuation date we received your payment or transaction request. On the other hand, if we receive your purchase payment or transaction request in good order at our corporate office at or after the close of business, we will process your payment or transaction using the accumulation unit value we calculate on the next valuation date. If you make a transaction request by telephone (including by fax), you must have completed your transaction by the close of business in order for us to process it using the accumulation unit value we calculate on that valuation date. If you were not able to complete your transaction before the close of business for any reason, including telephone service interruptions or delays due to high call volume, we will process your transaction using the accumulation unit value we calculate on the next valuation date.

Variable account: Consists of separate subaccounts to which you may allocate purchase payments; each invests in shares of one fund. The value of your investment in each subaccount changes with the performance of the particular fund.

Withdrawal value: The amount you are entitled to receive if you make a full withdrawal from your contract. It is the contract value minus any applicable charges.

 4  EVERGREEN NEW SOLUTIONS SELECT VARIABLE ANNUITY — PROSPECTUS

The Contract in Brief

Purpose: This contract allows you to accumulate money for retirement or similar long term goal. You do this by making one or more purchase payments. You may allocate your purchase payments to the one-year fixed account, GPAs and/or subaccounts of the variable account under the contract; however you risk losing amounts you invest in the subaccounts of the variable account. If the contract value goes to zero due to underlying fund’s performance or deduction of fees, the contract will no longer be in force and the contract (including any death benefit riders) will terminate. These accounts, in turn, may earn returns that increase the value of a contract. You may be able to purchase an optional benefit to reduce the investment risk you assume. Beginning at a specified time in the future called the retirement date, these contracts provide lifetime or other forms of payouts your contract value (less any applicable premium tax).

It may have not been advantageous for you to purchase this contract in exchange for, or in addition to, an existing annuity or life insurance policy. Generally, you can exchange one annuity for another or for a long-term care policy in a “tax-free” exchange under Section 1035 of the Code. You can also do a partial exchange from one annuity contract to another annuity contract, subject to Internal Revenue Service (“IRS”) rules. You also generally can exchange a life insurance policy for an annuity. However, before making an exchange, you should compare both contracts carefully because the features and benefits may be different. Fees and charges may be higher or lower on your old contract than on this contract. You may have to pay a withdrawal charge when you exchange out of your old contract and a new withdrawal charge period will begin when you exchange into this contract. If the exchange does not qualify for Section 1035 treatment, you also may have to pay federal income tax on the distribution. State income taxes may also apply. You should not exchange your old contract for this contract, or buy this contract in addition to your old contract, unless you determine it is in your best interest. (See “Taxes-1035 Exchanges”.)

Tax-deferred retirement plans: Most annuities have a tax-deferred feature. So do many retirement plans under the Code. As a result, when you use a qualified annuity to fund a retirement plan that is tax-deferred, your contract will not provide any necessary or additional tax deferral for that retirement plan. A qualified annuity has features other than tax deferral that may help you reach your retirement goals. In addition, the Code subjects retirement plans to required withdrawals triggered at a certain age. These mandatory withdrawals are called required minimum distributions (“RMDs”). RMDs may reduce the value of certain death benefits and optional riders (see “Taxes — Qualified Annuities — Required Minimum Distributions”). You should consult your tax advisor before you purchase the contract as a qualified annuity for an explanation of the tax implications to you.

Accounts: Generally, you may allocate your purchase payments among the:

•	subaccounts, each of which invests in a fund with a particular investment objective. The value of each subaccount varies with the performance of the particular fund in which it invests. We cannot guarantee that the value at the retirement date will equal or exceed the total purchase payments you allocate to the subaccounts. (See “The Variable Account and the Funds”).

•	GPAs which earn interest at rates declared when you make an allocation to that account. The required minimum investment in each GPA is $1,000. These accounts may not be available in all states. (See “The Guarantee Period Accounts (GPAs)”)

•	one-year fixed account, which earns interest at rates that we adjust periodically. There are restrictions on the amount you can allocate to this account as well as on transfers from this account. (See “The One-Year Fixed Account”).

Buying your contract: We no longer offer new contracts. However, you have the option of making additional purchase payments in the future, subject to certain limitations. Purchase payment amounts and purchase payment timing may be limited under the terms of your contract and/or pursuant to state requirements. (See “Buying Your Contract”).

Transfers: Subject to certain restrictions, you currently may redistribute your contract value among the accounts without charge at any time until annuity payouts begin, and once per contract year among the subaccounts after annuity payouts begin. Transfers out of the GPAs done more than 30 days before the end of the guarantee period will be subject to a MVA, unless an exception applies. You may establish automated transfers among the accounts. We reserve the right to limit transfers to the GPAs and the one-year fixed account if the interest rate we are then currently crediting is equal to the minimum interest rate stated in the contract. (See “Making the Most of Your Contract — Transferring Among Accounts”).

Withdrawals: You may withdraw all or part of your contract value at any time before the retirement date. You also may establish automated partial withdrawals. Withdrawals may be subject to charges and tax penalties (including a 10% IRS penalty that may apply if you make withdrawals prior to your reaching age 59 1/2) and may have other tax consequences. Certain other restrictions may apply. (See “Withdrawals”)

Optional benefits: You can buy additional benefits with your contract. We offer optional death benefits. Optional benefits vary by state and may have eligibility requirements. (See “Optional Benefits”).

EVERGREEN NEW SOLUTIONS SELECT VARIABLE ANNUITY — PROSPECTUS 5

Benefits in case of death: If you or the annuitant die before annuity payouts begin, we will pay the beneficiary an amount based on the death benefit selected. (See “Benefits in Case of Death”).

Annuity payouts: You can apply your contract value, after reflecting any adjustments, to an annuity payout plan that begins on the retirement date. You may choose from a variety of plans to make sure that payouts continue as long as you like. The payout schedule must meet IRS requirements. We can make payouts on a fixed or variable basis, or both. During the annuity payout period, your choices for subaccounts may be limited. The GPAs are not available during the payout period. (See “The Annuity Payout Period”).

Taxes: Generally, income earned on your contract value grows tax-deferred until you make withdrawals or begin to receive payouts. (Under certain circumstances, IRS penalty taxes may apply.) The tax treatment of qualified and non-qualified annuities differs. Even if you direct payouts to someone else, you will be taxed on the income if you are the owner. (See “Taxes”).

 6  EVERGREEN NEW SOLUTIONS SELECT VARIABLE ANNUITY — PROSPECTUS

Expense Summary

The following tables describe the fees and expenses that you will pay when buying, owning and making a withdrawal from the contract. The first table describes the fees and expenses that you will pay at the time that you buy the contract or make a withdrawal from the contract. State premium taxes also may be deducted.

CONTRACT OWNER TRANSACTION EXPENSES

Withdrawal charge

(contingent deferred sales charge as a percentage of purchase payments withdrawn)

You select either a seven-year or five-year withdrawal charge schedule at the time of application.

Seven-year schedule		Five-year schedule*
Years from purchase	Withdrawal charge	Years from purchase	Withdrawal charge
payment receipt**	percentage	payment receipt**	percentage

1	8%	1	8%

2	8	2	7

3	7	3	6

4	7	4	4

5	6	5	2

6	5	Thereafter	0

7	3

Thereafter	0

*	The five-year withdrawal charge schedule may not be available in all states.

**	According to our current administrative practice, for the purpose of withdrawal charge calculation, we consider that the year is completed one day prior to the day each purchase payment was received.

Withdrawal charge under Annuity Payout Plan E — Payouts for a specified period: If you are receiving variable annuity payments under this annuity payout plan, you can choose to take a withdrawal. The amount that you can withdraw is the present value of any remaining variable payouts. The discount rate we use in the calculation will be 5.17% for the assumed investment return of 3.5% and 6.67% for the assumed investment return of 5.0%. The withdrawal charge equals the present value of the remaining payouts using the assumed investment return minus the present value of the remaining payouts using the discount rate. (See “Charges — Withdrawal Charge” and “The Annuity Payout Period — Annuity Payout Plans.”)

EVERGREEN NEW SOLUTIONS SELECT VARIABLE ANNUITY — PROSPECTUS 7

The next two tables describe the fees and expenses that you will pay periodically during the time that you own the contract, not including fund fees and expenses.

ANNUAL VARIABLE ACCOUNT EXPENSES
(As a percentage of average daily subaccount value.)

You must choose a death benefit guarantee, a qualified or nonqualified contract and the length of your contract’s withdrawal charge schedule. The combination you choose determines the mortality and expense risk fees you pay. The table below shows the combinations available to you and their cost. The variable account administrative charge is in addition to the mortality and expense risk fee.

	Mortality and	Variable account	Total variable
Seven-year withdrawal charge schedule	expense risk fee	administrative charge	account expense

Qualified annuities

Return of Purchase Payment (ROP) Death Benefit	1.00%	0.15%	1.15%

Maximum Anniversary Value (MAV) Death Benefit	1.20	0.15	1.35

5% Accumulation Death Benefit	1.35	0.15	1.50

Enhanced Death Benefit	1.40	0.15	1.55

Nonqualified annuities

ROP Death Benefit	1.15%	0.15%	1.30%

MAV Death Benefit	1.35	0.15	1.50

5% Accumulation Death Benefit	1.50	0.15	1.65

Enhanced Death Benefit	1.55	0.15	1.70

Five-year withdrawal charge schedule
Qualified annuities

ROP Death Benefit	1.20%	0.15%	1.35%

MAV Death Benefit	1.40	0.15	1.55

5% Accumulation Death Benefit	1.55	0.15	1.70

Enhanced Death Benefit	1.60	0.15	1.75

Nonqualified annuities

ROP Death Benefit	1.35	0.15	1.50

MAV Death Benefit	1.55	0.15	1.70

5% Accumulation Death Benefit	1.70	0.15	1.85

Enhanced Death Benefit	1.75	0.15	1.90

 8  EVERGREEN NEW SOLUTIONS SELECT VARIABLE ANNUITY — PROSPECTUS

OTHER ANNUAL EXPENSES

Annual contract administrative charge	$40

(We will waive this charge when your contract value is $50,000 or more on the current contract anniversary.)

Optional Death Benefits
If eligible, you may have selected an optional death benefit in addition to the ROP and MAV Death Benefits. The fees apply only if you have selected one of these benefits.

Benefit Protector® Death Benefit rider fee	0.25%

Benefit Protector® Plus Death Benefit rider fee	0.40%

(As a percentage of the contract value charged annually on the contract anniversary.)

Optional Living Benefits
If eligible, you may have selected one of the following optional living benefits. Each optional living benefit requires participation in the PN program. The fees apply only if you have selected one of these benefits.

Accumulation Protector Benefit® rider fee	Maximum: 1.75%	Current: 0.55%

(Charged annually on the contract anniversary as a percentage of the contract value or the Minimum Contract Accumulation Value, whichever is greater.)

Guarantor® Withdrawal Benefit rider fee	Maximum: 1.50%	Current: 0.55%

(As a percentage of contract value charged annually on the contract anniversary.)

Income Assurer Benefit® – MAV rider fee	Maximum: 1.50%	Current: 0.30%(1)

Income Assurer Benefit® – 5% Accumulation Benefit Base rider fee	Maximum: 1.75%	Current: 0.60%(1)

Income Assurer Benefit® – Greater of MAV or 5% Accumulation Benefit Base rider fee	Maximum: 2.00%	Current: 0.65%(1)

(As a percentage of the guaranteed income benefit base charged annually on the contract anniversary.)

(1)	For applications signed prior to Oct. 7, 2004, the following current annual rider charges apply: Income Assurer Benefit – MAV — 0.55%, Income Assurer Benefit – 5% Accumulation Benefit Base — 0.70%; and Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base — 0.75%.

EVERGREEN NEW SOLUTIONS SELECT VARIABLE ANNUITY — PROSPECTUS 9

ANNUAL OPERATING EXPENSES OF THE FUNDS
The next two tables describe the operating expenses of the funds that you may pay periodically during the time that you own the contract. These operating expenses are for the fiscal year ended Dec. 31, 2012, unless otherwise noted. The first table shows the minimum and maximum total operating expenses charged by the funds. The second table shows the total operating expenses charged by each fund. More detail concerning each fund’s fees and expenses is contained in the prospectus for each fund.

Minimum and maximum annual operating expenses for the funds

(Including management fee, distribution and/or service (12b-1) fees and other expenses)(1)

	Minimum	Maximum

Total expenses before fee waivers and/or expense reimbursements	0.45%	1.53%

(1)	Each fund deducts management fees and other expenses from fund assets. Fund assets include amounts you allocate to a particular fund. Funds may also charge 12b-1 fees that are used to finance any activity that is primarily intended to result in the sale of fund shares. Because 12b-1 fees are paid out of fund assets on an ongoing basis, you may pay more if you select subaccounts investing in funds that have adopted 12b-1 plans than if you select subaccounts investing in funds that have not adopted 12b-1 plans. The fund or the fund’s affiliates may pay us or our affiliates for promoting and supporting the offer, sale and servicing of fund shares. In addition, the fund’s distributor and/or investment adviser, transfer agent or their affiliates may pay us or our affiliates for various services we or our affiliates provide. The amount of these payments will vary by fund and may be significant. See “The Variable Account and the Funds” for additional information, including potential conflicts of interest these payments may create. For a more complete description of each fund’s fees and expenses and important disclosure regarding payments the fund and/or its affiliates make, please review the fund’s prospectus and SAI.

Total annual operating expenses for each fund*

(Before fee waivers and/or expense reimbursements, if applicable, as a percentage of average daily net assets)

				Acquired fund	Gross total
	Management	12b-1	Other	fees and	annual
Fund name**	fees	fees	expenses	expenses***	expenses

AllianceBernstein VPS Growth and Income Portfolio (Class B)	0.55%	0.25%	0.05%	—%	0.85%

AllianceBernstein VPS International Value Portfolio (Class B)	0.75	0.25	0.06	—	1.06

American Century VP Inflation Protection, Class II	0.47	0.25	0.01	—	0.73

American Century VP Ultra®, Class II	0.90	0.25	0.01	—	1.16

American Century VP Value, Class II	0.88	0.25	—	—	1.13

Columbia Variable Portfolio – Cash Management Fund (Class 3)	0.33	0.13	0.14	—	0.60	(1)

Columbia Variable Portfolio – Diversified Bond Fund (Class 3)	0.41	0.13	0.13	—	0.67

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3)**	0.57	0.13	0.12	—	0.82

Columbia Variable Portfolio – Emerging Markets Fund (Class 3)**	1.07	0.13	0.22	—	1.42	(1)

Columbia Variable Portfolio – Income Opportunities Fund (Class 3)	0.57	0.13	0.14	—	0.84

Columbia Variable Portfolio – Large Cap Growth Fund (Class 3)	0.71	0.13	0.17	—	1.01	(1)

Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3)**	0.66	0.13	0.14	0.01	0.94

Columbia Variable Portfolio – Mid Cap Growth Opportunity Fund (Class 3)	0.76	0.13	0.17	—	1.06	(1)

Columbia Variable Portfolio – S&P 500 Index Fund (Class 3)	0.10	0.13	0.22	—	0.45

Columbia Variable Portfolio – Select Large-Cap Value Fund (Class 3)	0.70	0.13	0.15	—	0.98	(1)

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 3)**	0.36	0.13	0.14	—	0.63

Dreyfus Investment Portfolios Technology Growth Portfolio, Service Shares	0.75	0.25	0.08	—	1.08

Dreyfus Variable Investment Fund International Value Portfolio, Service Shares	1.00	0.25	0.28	—	1.53

Fidelity® VIP Contrafund® Portfolio Service Class 2	0.56	0.25	0.08	—	0.89

Fidelity® VIP Investment Grade Bond Portfolio Service Class 2	0.31	0.25	0.11	—	0.67

Fidelity® VIP Mid Cap Portfolio Service Class 2	0.56	0.25	0.09	—	0.90

Fidelity® VIP Overseas Portfolio Service Class 2	0.71	0.25	0.14	—	1.10

FTVIPT Franklin Income Securities Fund – Class 2	0.45	0.25	0.02	—	0.72

FTVIPT Templeton Global Bond Securities Fund – Class 2	0.46	0.25	0.09	—	0.80

Goldman Sachs VIT Mid Cap Value Fund – Institutional Shares	0.80	—	0.07	—	0.87	(2)

Invesco V.I. Comstock Fund, Series II Shares**	0.56	0.25	0.29	—	1.10	(3)

Invesco V.I. Mid Cap Growth Fund, Series II Shares**	0.75	0.25	0.37	—	1.37	(3)

Morgan Stanley UIF U.S. Real Estate Portfolio, Class II Shares	0.80	0.35	0.30	—	1.45	(4)

 10  EVERGREEN NEW SOLUTIONS SELECT VARIABLE ANNUITY — PROSPECTUS

Total annual operating expenses for each fund* (continued)

(Before fee waivers and/or expense reimbursements, if applicable, as a percentage of average daily net assets)

				Acquired fund	Gross total
	Management	12b-1	Other	fees and	annual
Fund name**	fees	fees	expenses	expenses***	expenses

Oppenheimer Capital Appreciation Fund/VA, Service Shares	0.69%	0.25%	0.12%	—%	1.06	(5)%

Oppenheimer Global Fund/VA, Service Shares**	0.63	0.25	0.13	—	1.01

Oppenheimer Main Street Small Cap Fund®/VA, Service Shares**	0.69	0.25	0.14	—	1.08	(5)

Putnam VT Global Health Care Fund – Class IB Shares	0.64	0.25	0.20	—	1.09

Putnam VT Small Cap Value Fund – Class IB Shares	0.64	0.25	0.17	0.09	1.15

Variable Portfolio – Aggressive Portfolio (Class 2)	—	0.25	0.02	0.80	1.07

Variable Portfolio – Aggressive Portfolio (Class 4)	—	0.25	0.02	0.80	1.07

Variable Portfolio – BlackRock Global Inflation-Protected Securities Fund (Class 3)**	0.42	0.13	0.13	—	0.68

Variable Portfolio – Conservative Portfolio (Class 2)	—	0.25	0.02	0.61	0.88

Variable Portfolio – Conservative Portfolio (Class 4)	—	0.25	0.02	0.61	0.88

Variable Portfolio – Moderate Portfolio (Class 2)	—	0.25	0.02	0.72	0.99

Variable Portfolio – Moderate Portfolio (Class 4)	—	0.25	0.02	0.72	0.99

Variable Portfolio – Moderately Aggressive Portfolio (Class 2)	—	0.25	0.02	0.76	1.03

Variable Portfolio – Moderately Aggressive Portfolio (Class 4)	—	0.25	0.02	0.76	1.03

Variable Portfolio – Moderately Conservative Portfolio (Class 2)	—	0.25	0.02	0.67	0.94

Variable Portfolio – Moderately Conservative Portfolio (Class 4)	—	0.25	0.02	0.67	0.94

Variable Portfolio – Partners Small Cap Value Fund (Class 3)	0.91	0.13	0.15	0.01	1.20	(1)

Variable Portfolio – Victory Established Value Fund (Class 3)**	0.77	0.13	0.13	—	1.03	(1)

Wanger USA	0.86	—	0.10	—	0.96

Wells Fargo Advantage VT International Equity Fund – Class 2	0.75	0.25	0.23	0.01	1.24	(6)

Wells Fargo Advantage VT Omega Growth Fund – Class 2	0.55	0.25	0.25	—	1.05	(6)

Wells Fargo Advantage VT Opportunity Fund – Class 2	0.65	0.25	0.20	0.01	1.11	(6)

Wells Fargo Advantage VT Small Cap Growth Fund – Class 2	0.75	0.25	0.19	0.01	1.20

Wells Fargo Advantage VT Small Cap Value Fund – Class 2	0.75	0.25	0.34	0.01	1.35	(6)

Wells Fargo Advantage VT Total Return Bond Fund – Class 2	0.40	0.25	0.29	0.01	0.95	(6)

*	The Funds provided the information on their expenses and we have not independently verified the information.

**	The previous fund names can be found in “The Variable Account and the Funds” section of the prospectus.

***	Includes fees and expenses incurred indirectly by the Fund as a result of its investment in other investment companies (also referred to as acquired funds).

(1)	Columbia Management Investment Advisers, LLC and certain of its affiliates have contractually agreed to waive and/or to reimburse expenses (excluding certain fees and expenses, such as transaction costs and certain other investment related expenses, interest, taxes, acquired fund fees and expenses, and extraordinary expenses) until April 30, 2014, unless sooner terminated at the sole discretion of the Fund’s Board of Trustees. Under this agreement, the Fund’s net operating expenses, subject to applicable exclusions, will not exceed the annual rate of 0.575% for Columbia Variable Portfolio – Cash Management Fund (Class 3), 1.375% for Columbia Variable Portfolio – Emerging Markets Fund (Class 3), 0.915% for Columbia Variable Portfolio – Large Cap Growth Fund (Class 3), 0.995% for Columbia Variable Portfolio – Mid Cap Growth Opportunity Fund (Class 3), 0.875% for Columbia Variable Portfolio – Select Large-Cap Value Fund (Class 3), 1.005% for Variable Portfolio – Partners Small Cap Value Fund (Class 3) and 1.015% for Variable Portfolio – Victory Established Value Fund (Class 3).

(2)	The Investment Adviser agreed to waive a portion of its management fee in order to achieve an effective net management rate of 0.77%. Other expenses include transfer agency fees equal on an annualized basis to 0.02% of the average daily net assets of the Fund’s Institutional Shares, plus all other ordinary expenses not detailed above. The Investment Adviser has voluntarily agreed to reduce or limit other expenses (excluding management fees, distribution and service fees, transfer agent fees and expenses, taxes, interest, brokerage fees and litigation, indemnification, shareholder meetings and other extraordinary expenses, exclusive of any custody and transfer agent fee credit reductions) to the extent such expenses exceed, on an annual basis, 0.054% of the average daily net assets of the Fund. These arrangements will remain in effect through at least April 29, 2014 and prior to such date the Investment Adviser may not terminate the arrangement without the approval of the trustees. After fee waivers and reimbursements, net expenses would be 0.84%.

(3)	The Adviser has contractually agreed, through at least June 30, 2014, to waive advisory fees and/or reimburse expenses of Series II shares to the extent necessary to limit total annual fund operating expenses after fee waivers and/or expense reimbursements (excluding interest, taxes, dividend expense on short sales, extraordinary or non-routine items, including litigation expenses and expenses that the Fund has incurred but did not actually pay because of an expense offset arrangement) of Series II shares to 1.03% for Invesco V.I. Comstock Fund, Series II Shares and 1.34% for Invesco V.I. Mid Cap Growth Fund, Series II Shares of average daily net assets. Acquired fund fees and expenses are also excluded in determining such obligation, if applicable. Unless the Board of Trustees and Invesco Advisers, Inc. mutually agree to amend or continue the fee waiver agreement, it will terminate on June 30, 2014.

(4)	The Portfolios’ Distributor, Morgan Stanley Distribution Inc., has agreed to waive 0.10% of the 0.35% 12b-1 fee that it may receive. This waiver will continue for at least one year or until such time as the Fund’s Board of Directors acts to discontinue all or a portion of such waiver when it deems that such action is appropriate. After fee waivers, net expenses would be 1.35%.

EVERGREEN NEW SOLUTIONS SELECT VARIABLE ANNUITY — PROSPECTUS 11

(5)	The Manager has voluntarily agreed to limit the Fund’s expenses after payments, waivers and/or reimbursements and reduction to custodian expenses, excluding expenses incurred directly or indirectly by the Fund as a result of investments in other investment companies, wholly-owned subsidiaries and pooled investment vehicles; so that those expenses, as percentages of daily net assets, will not exceed the annual rate of 1.05% for Oppenheimer Capital Appreciation Fund/VA, Service Shares and 1.05% for Oppenheimer Main Street Small Cap Fund®/VA, Service Shares.

(6)	The Adviser has committed through April 30, 2014 to waive fees and/or reimburse expenses to the extent necessary to cap the Fund’s total annual fund operating expenses after fee waiver at 0.94% for Wells Fargo Advantage VT International Equity Fund – Class 2, 1.00% for Wells Fargo Advantage VT Omega Growth Fund – Class 2, 1.00% for Wells Fargo Advantage VT Opportunity Fund – Class 2, 1.14% for Wells Fargo Advantage VT Small Cap Value Fund – Class 2 and 0.90% for Wells Fargo Advantage VT Total Return Bond Fund – Class 2. Brokerage commissions, stamp duty fees, interest, taxes, acquired fund fees and expenses and extraordinary expenses are excluded from the cap. After this time, the cap may be increased or the commitment to maintain the cap may be terminated only with the approval of the Board of Trustees.

 12  EVERGREEN NEW SOLUTIONS SELECT VARIABLE ANNUITY — PROSPECTUS

Examples
These examples are intended to help you compare the cost of investing in these contracts with the cost of investing in other variable annuity contracts. These costs include your transaction expenses, contract administrative charges(1), variable account annual expenses and fund fees and expenses.

These examples assume that you invest $10,000 in the contract for the time periods indicated. These examples also assume that your investment has a 5% return each year.

Maximum Expenses. These examples assume the most expensive combination of contract features and benefits and the maximum fees and expenses of any of the funds before fee waivers and/or expense reimbursements. They assume that you select the MAV Death Benefit, the Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base and the Benefit Protector Plus Death Benefit(2). Although your actual costs may be lower, based on these assumptions your costs would be:

					If you do not withdraw your contract
	If you withdraw your contract				or if you select an annuity payout plan
	at the end of the applicable time period:				at the end of the applicable time period:
Nonqualified Annuity	1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years

Seven-year withdrawal charge schedule	$1,321	$2,457	$3,622	$6,356	$601	$1,825	$3,079	$6,356

Five-year withdrawal charge schedule	1,342	2,425	3,353	6,517	622	1,884	3,172	6,517

Qualified Annuity	1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years

Seven-year withdrawal charge schedule	$1,306	$2,412	$3,551	$6,233	$586	$1,781	$3,009	$6,233

Five-year withdrawal charge schedule	1,326	2,381	3,283	6,396	606	1,840	3,102	6,396

Minimum Expenses. These examples assume the least expensive combination of contract features and benefits and the minimum fees and expenses of any of the funds before fee waivers and/or expense reimbursements. They assume that you select the ROP Death Benefit and do not select any optional benefits. Although your actual costs may be higher, based on these assumptions your costs would be:

					If you do not withdraw your contract
	If you withdraw your contract				or if you select an annuity payout plan
	at the end of the applicable time period:				at the end of the applicable time period:
Nonqualified Annuity	1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years

Seven-year withdrawal charge schedule	$962	$1,360	$1,749	$2,441	$219	$673	$1,149	$2,441

Five-year withdrawal charge schedule	981	1,320	1,453	2,652	240	735	1,253	2,652

Qualified Annuity	1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years

Seven-year withdrawal charge schedule	$948	$1,317	$1,670	$2,279	$204	$627	$1,070	$2,279

Five-year withdrawal charge schedule	967	1,277	1,375	2,494	225	689	1,175	2,494

(1)	In these examples, the contract administrative charge is $40.
(2)	Because these examples are intended to illustrate the most expensive combination of contract features, the maximum annual fee for each optional rider is reflected rather than the fee that is currently being charged.

THE EXAMPLES ARE ILLUSTRATIVE ONLY. YOU SHOULD NOT CONSIDER THESE EXAMPLES AS A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES WILL BE HIGHER OR LOWER THAN THOSE SHOWN DEPENDING UPON WHICH OPTIONAL BENEFIT YOU ELECT OTHER THAN INDICATED IN THE EXAMPLES OR IF YOU ALLOCATE CONTRACT VALUE TO ANY OTHER AVAILABLE SUBACCOUNTS.

EVERGREEN NEW SOLUTIONS SELECT VARIABLE ANNUITY — PROSPECTUS 13

Condensed Financial Information

You can find unaudited condensed financial information for the subaccounts representing the lowest and highest total annual variable account expense combinations in Appendix L.

Financial Statements

You can find our audited financial statements and the audited financial statements of the divisions, which are comprised of subaccounts, in the SAI. The SAI does not include audited financial statements for divisions that are new (if any) and have no activity as of the financial statements date.

The Variable Account and the Funds

The variable account meets the definition of a separate account under federal securities laws. We credit or charge income, capital gains and capital losses of each subaccount only to that subaccount. State insurance law prohibits us from charging a subaccount with liabilities of any other subaccount or of our general business. The variable account includes other subaccounts that are available under contracts that are not described in this prospectus.

Although the IRS has issued some guidance on investor control, the U.S. Treasury and the IRS may continue to examine this aspect of variable contracts and provide additional guidance on investor control. At this time, we do not know what the additional guidance will be or when action will be taken. We reserve the right to modify the contract, as necessary, so that the owner will not be subject to current taxation as the owner of the subaccount assets.

We intend to comply with all federal tax laws so that the contract continues to qualify as an annuity for federal income tax purposes. We reserve the right to modify the contract as necessary to comply with any new tax laws.

The Funds. This contract currently offers subaccounts investing in shares of the funds listed in the table below.

•	Investment objectives: The investment managers and advisers cannot guarantee that the funds will meet their investment objectives. Please read the funds’ prospectuses for facts you should know before investing. These prospectuses are available by contacting us at the address or telephone number on the first page of this prospectus.

•	Fund name and management: A fund underlying your contract in which a subaccount invests may have a name, portfolio manager, objectives, strategies and characteristics that are the same or substantially similar to those of a publicly-traded retail mutual fund. Despite these similarities, an underlying fund is not the same as any publicly-traded retail mutual fund. Each underlying fund will have its own unique portfolio holdings, fees, operating expenses and operating results. The results of each underlying fund may differ significantly from any publicly-traded retail mutual fund.

•	Eligible purchasers: All funds are available to serve as the underlying investments for variable annuities and variable life insurance policies. The funds are not available to the public (see “Fund Name and Management” above). Some funds also are available to serve as investment options for tax-deferred retirement plans. It is possible that in the future for tax, regulatory or other reasons, it may be disadvantageous for variable annuity accounts and variable life insurance accounts and/or tax-deferred retirement plans to invest in the available funds simultaneously. Although we and the funds’ providers do not currently foresee any such disadvantages, the boards of directors or trustees of each fund will monitor events in order to identify any material conflicts between annuity owners, policy owners and tax-deferred retirement plans and to determine what action, if any, should be taken in response to a conflict. If a board were to conclude that it should establish separate fund providers for the variable annuity, variable life insurance and tax-deferred retirement plan accounts, you would not bear any expenses associated with establishing separate funds. Please refer to the funds’ prospectuses for risk disclosure regarding simultaneous investments by variable annuity, variable life insurance and tax-deferred retirement plan accounts. Each fund intends to comply with the diversification requirements under Section 817(h) of the Code.

•	Private label: This contract is a “private label” variable annuity. This means the contract includes funds affiliated with the distributor of this contract. Purchase payments and contract values you allocate to subaccounts investing in any of the Wells Fargo Variable Trust funds available under this contract are generally more profitable for the distributor and its affiliates than allocations you make to other subaccounts. In contrast, purchase payments and contract values you allocate to subaccounts investing in any of the affiliated funds are generally more profitable for us and our affiliates. These relationships may influence recommendations your investment professional makes regarding whether you should invest in the contract, and whether you should allocate purchase payments or contract values to a particular subaccount.

•	Asset allocation programs may impact fund performance: Asset allocation programs in general may negatively impact the performance of an underlying fund. Even if you do not participate in an asset allocation program, a fund in which your subaccount invests may be impacted if it is included in an asset allocation program. Rebalancing or reallocation under the terms of the asset allocation program may cause a fund to lose money if it must sell large amounts of securities to meet a

 14  EVERGREEN NEW SOLUTIONS SELECT VARIABLE ANNUITY — PROSPECTUS

redemption request. These losses can be greater if the fund holds securities that are not as liquid as others, for example, various types of bonds, shares of smaller companies and securities of foreign issuers. A fund may also experience higher expenses because it must sell or buy securities more frequently than it otherwise might in the absence of asset allocation program rebalancing or reallocations. Because asset allocation programs include periodic rebalancing and may also include reallocation, these effects may occur under the asset allocation program we offer (see “Making the Most of Your Contract — Portfolio Navigator Program”) or under asset allocation programs used in conjunction with the contracts and plans of other eligible purchasers of the funds.

•	Funds available under the contract: We seek to provide a broad array of underlying funds taking into account the fees and charges imposed by each fund and the contract charges we impose. We select the underlying funds in which the subaccounts initially invest and when there is substitution (see “Substitution of Investments”). We also make all decisions regarding which funds to retain in a contract, which funds to add to a contract and which funds will no longer be offered in a contract. In making these decisions, we may consider various objective and subjective factors. Objective factors include, but are not limited to fund performance, fund expenses, classes of fund shares available, size of the fund and investment objectives and investing style of the fund. Subjective factors include, but are not limited to, investment sub-styles and process, management skill and history at other funds and portfolio concentration and sector weightings. We also consider the levels and types of revenue a fund, its distributor, investment adviser, subadviser, transfer agent or their affiliates pay us and our affiliates. This revenue includes, but is not limited to compensation for administrative services provided with respect to the fund and support of marketing and distribution expenses incurred with respect to the fund.

•	Revenue we receive from the funds may create potential conflicts of interest: We or our affiliates receive from each of the funds, or the funds’ affiliates, varying levels and types of revenue including but not limited to expense payments and non-cash compensation. The amount of this revenue and how it is computed varies by fund, may be significant and may create potential conflicts of interest. The greatest amount and percentage of revenue we and our affiliates receive comes from assets allocated to subaccounts investing in the funds that are managed by our affiliates Columbia Management Investment Advisers, LLC (Columbia Management Investment Advisers) or Columbia Wanger Asset Management, LLC (Columbia Wanger Asset Management) (affiliated funds). Employee compensation and operating goals at all levels are tied to the success of Ameriprise Financial, Inc. and its affiliates, including us. Certain employees may receive higher compensation and other benefits based, in part, on contract values that are invested in the affiliated funds. We or our affiliates receive revenue which ranges up to 0.69% of the average daily net assets invested in the underlying funds through this and other contracts we and our affiliate issue. We or our affiliates may also receive revenue which ranges up to 0.04% of aggregate, net or anticipated sales of underlying funds through this and other contracts we and our affiliate issue. Please see the SAI for a table that ranks the underlying funds according to total dollar amounts they and their affiliates paid us or our affiliates in the prior calendar year.

Expense payments, non-cash compensation and other forms of revenue may influence recommendations your investment professional makes regarding whether you should invest in one of these contracts and whether you should allocate purchase payments or contract value to a subaccount that invests in a particular fund (see “About the Service Providers”).

The revenue we or our affiliates receive from a fund or its affiliates is in addition to revenue we receive from the charges you pay when buying, owning and surrendering from the contract (see “Expense Summary”). However, the revenue we or our affiliates receive from a fund or its affiliates may come, at least in part, from the fund’s fees and expenses you pay indirectly when you allocate contract value to the subaccount that invests in that fund.

•	Why revenues are paid to us: In accordance with applicable laws, regulations and the terms of the agreements under which such revenue is paid, we or our affiliates may receive these revenues including, but not limited to expense payments and non-cash compensation for various purposes:

•	Compensating, training and educating investment professionals who sell the contracts.

•	Granting access to our employees whose job it is to promote sales of the contracts by authorized selling firms and their investment professionals, and granting access to investment professionals of our affiliated selling firms.

•	Activities or services we or our affiliates provide that assist in the promotion and distribution of the contracts including promoting the funds available under the contracts to prospective and existing contract owners, authorized selling firms and investment professionals.

•	Providing sub-transfer agency and shareholder servicing to contract owners.

•	Promoting, including and/or retaining the fund’s investment portfolios as underlying investment options in the contracts.

•	Advertising, printing and mailing sales literature, and printing and distributing prospectuses and reports.

EVERGREEN NEW SOLUTIONS SELECT VARIABLE ANNUITY — PROSPECTUS 15

•	Furnishing personal services to contract owners, including education of contract owners, answering routine inquiries regarding a fund, maintaining accounts or providing such other services eligible for service fees as defined under the rules of the Financial Industry Regulatory Authority (FINRA).

•	Subaccounting, transaction processing, recordkeeping and administration.

•	Sources of revenue received from affiliated funds: The affiliated funds are managed by Columbia Management Investment Advisers or Columbia Wanger Asset Management. The sources of revenue we receive from these affiliated funds, or from affiliates of these funds, may include, but are not necessarily limited to, the following:

•	Assets of the fund’s adviser and transfer agent or an affiliate. The revenue resulting from these sources may be based either on a percentage of average daily net assets of the fund or on the actual cost of certain services we provide with respect to the fund. We may receive this revenue either in the form of a cash payment or it may be allocated to us.

•	Compensation paid out of 12b-1 fees that are deducted from fund assets and disclosed in the “12b-1 fees” column of the “Annual Operating Expenses of the Funds” table.

•	Sources of revenue received from unaffiliated funds: The unaffiliated funds are not managed by an affiliate of ours. The sources of revenue we receive from these unaffiliated funds, or the funds’ affiliates, may include, but are not necessarily limited to, the following:

•	Assets of the fund’s adviser, subadviser, transfer agent or an affiliate of these and assets of the fund’s distributor or an affiliate. The revenue resulting from these sources usually is based on a percentage of average daily net assets of the fund but there may be other types of payment arrangements.

•	Compensation paid out of 12b-1 fees that are deducted from fund assets and disclosed in the “12b-1 fees” column of the “Annual Operating Expenses of the Funds” table.

 16  EVERGREEN NEW SOLUTIONS SELECT VARIABLE ANNUITY — PROSPECTUS

Unless the PN program is in effect, you may allocate purchase payments and transfers to any or all of the subaccounts of the variable account that invest in shares of the following funds:

Investing In	Investment Objective and Policies	Investment Adviser
AllianceBernstein VPS Growth and Income Portfolio (Class B)	Seeks long-term growth of capital.	AllianceBernstein L.P.

AllianceBernstein VPS International Value Portfolio (Class B)	Seeks long-term growth of capital.	AllianceBernstein L.P.

American Century VP Inflation Protection, Class II	Seeks long-term total return using a strategy that seeks to protect against U.S. inflation.	American Century Investment Management, Inc.

American Century VP Ultra®, Class II	Seeks long-term capital growth.	American Century Investment Management, Inc.

American Century VP Value, Class II	Seeks long-term capital growth. Income is a secondary objective.	American Century Investment Management, Inc.

Columbia Variable Portfolio – Cash Management Fund (Class 3)	Seeks maximum current income consistent with liquidity and stability of principal.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Diversified Bond Fund (Class 3)	Seeks high level of current income while attempting to conserve the value of the investment for the longest period of time.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3) (previously Columbia Variable Portfolio – Diversified Equity Income Fund (Class 3))	Seeks high level of current income and, as a secondary goal, steady growth of capital.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Emerging Markets Fund (Class 3) (previously Columbia Variable Portfolio – Emerging Markets Opportunity Fund (Class 3))	Seeks long-term capital growth.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Income Opportunities Fund (Class 3)	Seeks high total return through current income and capital appreciation.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Large Cap Growth Fund (Class 3)	Seeks long-term capital growth.	Columbia Management Investment Advisers, LLC

EVERGREEN NEW SOLUTIONS SELECT VARIABLE ANNUITY — PROSPECTUS 17

Investing In	Investment Objective and Policies	Investment Adviser
Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3) (previously Columbia Variable Portfolio – Dynamic Equity Fund (Class 3))	Seeks capital appreciation.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Mid Cap Growth Opportunity Fund (Class 3)	Seeks growth of capital.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – S&P 500 Index Fund (Class 3)	Seeks long-term capital appreciation.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Select Large-Cap Value Fund (Class 3)	Seeks long-term growth of capital.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 3) (previously Columbia Variable Portfolio – Short Duration U.S. Government Fund (Class 3))	Seeks high level of current income and safety of principal consistent with investment in U.S. government and government agency securities.	Columbia Management Investment Advisers, LLC

Dreyfus Investment Portfolios Technology Growth Portfolio, Service Shares	Seeks capital appreciation.	The Dreyfus Corporation

Dreyfus Variable Investment Fund International Value Portfolio, Service Shares	Seeks long-term capital growth.	The Dreyfus Corporation

Fidelity® VIP Contrafund® Portfolio Service Class 2	Seeks long-term capital appreciation. Normally invests primarily in common stocks. Invests in securities of companies whose value it believes is not fully recognized by the public. Invests in either “growth” stocks or “value” stocks or both. The fund invests in domestic and foreign issuers.	Fidelity Management & Research Company (FMR) is the fund’s manager. FMR Co., Inc. (FMRC) and other investment advisers serve as sub-advisers for the fund.

Fidelity® VIP Investment Grade Bond Portfolio Service Class 2	Seeks as high level of current income as is consistent with the preservation of capital. Normally invests at least 80% of assets in investment-grade debt securities (those of medium and high quality) of all types and repurchase agreements for those securities.	FMR and Fidelity Investments Money Management, Inc. (FIMM) and other investment advisers serve as sub-advisers for the fund.

 18  EVERGREEN NEW SOLUTIONS SELECT VARIABLE ANNUITY — PROSPECTUS

Investing In	Investment Objective and Policies	Investment Adviser
Fidelity® VIP Mid Cap Portfolio Service Class 2	Seeks long-term growth of capital. Normally invests primarily in common stocks. Normally invests at least 80% of assets in securities of companies with medium market capitalizations. May invest in companies with smaller or larger market capitalizations. Invests in domestic and foreign issuers. The Fund invests in either “growth” or “value” common stocks or both.	FMR and FMRC and other investment advisers serve as sub-advisers for the fund.

Fidelity® VIP Overseas Portfolio Service Class 2	Seeks long-term growth of capital. Normally invests primarily in common stocks allocating investments across different countries and regions. Normally invests at least 80% of assets in non-U.S. securities.	FMRC and other investment advisers serve as sub-advisers for the fund.

FTVIPT Franklin Income Securities Fund – Class 2	Seeks to maximize income while maintaining prospects for capital appreciation. Under normal market conditions, the fund invests in both equity and debt securities.	Franklin Advisers, Inc. adviser; Templeton Investment Counsel, LLC, subadviser.

FTVIPT Templeton Global Bond Securities Fund – Class 2	Seeks high current income, consistent with preservation of capital, with capital appreciation as a secondary consideration. Under normal market conditions, the fund invests at least 80% of its net assets in bonds, which include debt securities of any maturity, such as bonds, notes, bills and debentures.	Franklin Advisers, Inc.

Goldman Sachs VIT Mid Cap Value Fund – Institutional Shares	Seeks long-term capital appreciation.	Goldman Sachs Asset Management, L.P.

Invesco V.I. Comstock Fund, Series II Shares (previously Invesco Van Kampen V.I. – Comstock Fund, Series II Shares)	Seeks capital growth and income through investments in equity securities, including common stocks, preferred stocks and securities convertible into common and preferred stocks.	Invesco Advisers, Inc.

Invesco V.I. Mid Cap Growth Fund, Series II Shares (previously Invesco Van Kampen V.I. – Mid Cap Growth Fund, Series II Shares)	Seeks capital growth.	Invesco Advisers, Inc.

Morgan Stanley UIF U.S. Real Estate Portfolio, Class II Shares	Seeks to provide above average current income and long-term capital appreciation by investing primarily in equity securities of companies in the U.S. real estate industry, including real estate investment trusts.	Morgan Stanley Investment Management Inc.

Oppenheimer Capital Appreciation Fund/VA, Service Shares	Seeks capital appreciation by investing in securities of well-known, established companies.	OFI Global Asset Management, Inc., adviser; OppenheimerFunds, Inc., sub-adviser.

Oppenheimer Global Fund/VA, Service Shares (previously Oppenheimer Global Securities Fund/VA, Service Shares)	Seeks long-term capital appreciation by investing a substantial portion of its assets in securities of foreign issuers, “growth-type” companies, cyclical industries and special situations that are considered to have appreciation possibilities.	OFI Global Asset Management, Inc., adviser; OppenheimerFunds, Inc., sub-adviser.

EVERGREEN NEW SOLUTIONS SELECT VARIABLE ANNUITY — PROSPECTUS 19

Investing In	Investment Objective and Policies	Investment Adviser
Oppenheimer Main Street Small Cap Fund®/VA, Service Shares (previously Oppenheimer Main Street Small – & Mid-Cap Fund®/VA, Service Shares)	Seeks capital appreciation.	OFI Global Asset Management, Inc., adviser; OppenheimerFunds, Inc., sub-adviser.

Putnam VT Global Health Care Fund – Class IB Shares	Seeks capital appreciation.	Putnam Investment Management, LLC, adviser; Putnam Advisory Company, LLC, sub-adviser; and Putnam Investments Limited

Putnam VT Small Cap Value Fund – Class IB Shares	Seeks capital appreciation.	Putnam Investment Management, LLC

Variable Portfolio – Aggressive Portfolio (Class 2)	Seeks high level of total return that is consistent with an aggressive level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in underlying funds that invest in equity securities and also invests a small amount in underlying funds that invest in fixed income securities.	Columbia Management Investment Advisers, LLC

Variable Portfolio – Aggressive Portfolio (Class 4)	Seeks high level of total return that is consistent with an aggressive level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in underlying funds that invest in equity securities and also invests a small amount in underlying funds that invest in fixed income securities.	Columbia Management Investment Advisers, LLC

Variable Portfolio – BlackRock Global Inflation-Protected Securities Fund (Class 3) (previously Columbia Variable Portfolio – Global Inflation Protected Securities Fund (Class 3))	Non-diversified fund that seeks total return that exceeds the rate of inflation over the long term.	Columbia Management Investment Advisers, LLC, adviser; BlackRock Financial Management, Inc., subadviser.

Variable Portfolio – Conservative Portfolio (Class 2)	Seeks high level of total return that is consistent with a conservative level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in underlying funds that invest in fixed income securities.	Columbia Management Investment Advisers, LLC

Variable Portfolio – Conservative Portfolio (Class 4)	Seeks high level of total return that is consistent with a conservative level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in underlying funds that invest in fixed income securities.	Columbia Management Investment Advisers, LLC

 20  EVERGREEN NEW SOLUTIONS SELECT VARIABLE ANNUITY — PROSPECTUS

Investing In	Investment Objective and Policies	Investment Adviser
Variable Portfolio – Moderate Portfolio (Class 2)	Seeks high level of total return that is consistent with a moderate level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in a balance of underlying funds that invest in fixed income securities and underlying funds that invest in equity securities.	Columbia Management Investment Advisers, LLC

Variable Portfolio – Moderate Portfolio (Class 4)	Seeks high level of total return that is consistent with a moderate level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in a balance of underlying funds that invest in fixed income securities and underlying funds that invest in equity securities.	Columbia Management Investment Advisers, LLC

Variable Portfolio – Moderately Aggressive Portfolio (Class 2)	Seeks high level of total return that is consistent with a moderately aggressive level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in underlying funds that invest in equity securities and also invests a moderate amount in underlying funds that invest in fixed income securities.	Columbia Management Investment Advisers, LLC

Variable Portfolio – Moderately Aggressive Portfolio (Class 4)	Seeks high level of total return that is consistent with a moderately aggressive level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in underlying funds that invest in equity securities and also invests a moderate amount in underlying funds that invest in fixed income securities.	Columbia Management Investment Advisers, LLC

Variable Portfolio – Moderately Conservative Portfolio (Class 2)	Seeks high level of total return that is consistent with a moderately conservative level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in underlying funds that invest in fixed income securities and also invests a moderate amount in underlying funds that invest in equity securities.	Columbia Management Investment Advisers, LLC

Variable Portfolio – Moderately Conservative Portfolio (Class 4)	Seeks high level of total return that is consistent with a moderately conservative level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in underlying funds that invest in fixed income securities and also invests a moderate amount in underlying funds that invest in equity securities.	Columbia Management Investment Advisers, LLC

Variable Portfolio – Partners Small Cap Value Fund (Class 3)	Seeks long-term capital appreciation.	Columbia Management Investment Advisers, LLC, adviser; Barrow, Hanley, Mewhinney & Strauss, Inc., Denver Investment Advisors LLC, Donald Smith & Co., Inc., River Road Asset Management, LLC and Turner Investment Partners, Inc., subadvisers.

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Investing In	Investment Objective and Policies	Investment Adviser
Variable Portfolio – Victory Established Value Fund (Class 3) (previously Variable Portfolio – Goldman Sachs Mid Cap Value Fund (Class 3))	Seeks long-term growth of capital.	Columbia Management Investment Advisers, LLC, adviser; Victory Capital Management, Inc., subadviser.

Wanger USA	Seeks long-term capital appreciation.	Columbia Wanger Asset Management, LLC

Wells Fargo Advantage VT International Equity Fund – Class 2	Seeks long-term capital appreciation.	Wells Fargo Funds Management, LLC, adviser; Wells Capital Management Inc., sub-adviser.

Wells Fargo Advantage VT Omega Growth Fund – Class 2	Seeks long-term capital appreciation.	Wells Fargo Funds Management, LLC, adviser; Wells Capital Management Inc., sub-adviser.

Wells Fargo Advantage VT Opportunity Fund – Class 2	Seeks long-term capital appreciation.	Wells Fargo Funds Management, LLC, adviser; Wells Capital Management Inc., sub-adviser.

Wells Fargo Advantage VT Small Cap Growth Fund – Class 2	Seeks long-term capital appreciation.	Wells Fargo Funds Management, LLC, adviser; Wells Capital Management Inc., sub-adviser.

Wells Fargo Advantage VT Small Cap Value Fund – Class 2	Seeks long-term capital appreciation.	Wells Fargo Funds Management, LLC, adviser; Wells Capital Management Inc., sub-adviser.

Wells Fargo Advantage VT Total Return Bond Fund – Class 2	Seeks total return consisting of income and capital appreciation.	Wells Fargo Funds Management, LLC, adviser; Wells Capital Management Inc., sub-adviser.

Guarantee Period Accounts (GPAs)

The GPAs may not be available in some states.

Currently, unless the PN program is in effect, you may allocate purchase payments and purchase payment credits to one or more of the GPAs with guarantee periods declared by us. These periods of time may vary by state. The required minimum investment in each GPA is $1,000. These accounts are not offered after annuity payouts begin.

Each GPA pays an interest rate that is declared when you make an allocation to that account. That interest rate is then fixed for the guarantee period that you chose. We will periodically change the declared interest rate for any future allocations to these accounts, but we will not change the rate paid on money currently in a GPA.

The interest rates that we will declare as guaranteed rates in the future are determined by us at our discretion (future rates). We will determine future rates based on various factors including, but not limited to, the interest rate environment, returns earned on investments in the nonunitized separate account we have established for the GPAs, the rates currently in effect for new and existing RiverSource Life annuities, product design, competition and RiverSource Life’s revenues and other expenses. Interest rates offered may vary by state, but will not be lower than state law allows. We cannot predict nor can we guarantee what future rates will be.

We hold amounts you allocate to the GPAs in a “nonunitized” separate account. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the GPAs. State insurance law prohibits us from charging this separate account with liabilities of any other separate account or of our general business. We own the assets of this separate account as well as any favorable investment performance of those assets. You do not participate in the performance of the assets held in this separate account. We guarantee all benefits relating to your value in the GPAs. This guarantee is based on the continued claims-paying ability of the company’s general account. You should be aware that our general account is exposed to the risks normally associated with a portfolio of fixed-income securities, including interest rate,

 22  EVERGREEN NEW SOLUTIONS SELECT VARIABLE ANNUITY — PROSPECTUS

option, liquidity and credit risk. You should also be aware that we issue other types of insurance and financial products as well, and we also pay our obligations under these products from assets in our general account. Our general account is not segregated or insulated from the claims of our creditors. The financial statements contained in the SAI include a further discussion of the risks inherent within the investments of the general account.

We intend to construct and manage the investment portfolio relating to the separate account in such a way as to minimize the impact of fluctuations by interest rates. We seek to achieve this by constructing a portfolio of assets with a price sensitivity to interest rate changes (i.e., price duration) that is similar to the price duration of the corresponding portfolio of liabilities.

We must invest this portfolio of assets in accordance with requirements established by applicable state laws regarding the nature and quality of investments that life insurance companies may make and the percentage of their assets that they may commit to any particular type of investment. Our investment strategy will incorporate the use of a variety of debt instruments having price durations tending to match the applicable guarantee periods. These instruments include, but are not necessarily limited to, the following:

•	Securities issued by the U.S. government or its agencies or instrumentalities, which issues may or may not be guaranteed by the U.S. government;

•	Debt securities that have an investment grade, at the time of purchase, within the four highest grades assigned by any of three nationally recognized rating agencies — Standard & Poor’s, Moody’s Investors Service or Fitch — or are rated in the two highest grades by the National Association of Insurance Commissioners;

•	Other debt instruments which are unrated or rated below investment grade, limited to 10% of assets at the time of purchase; and

•	Real estate mortgages, limited to 45% of portfolio assets at the time of acquisition.

In addition, options and futures contracts on fixed income securities will be used from time to time to achieve and maintain appropriate investment and liquidity characteristics on the overall asset portfolio.

While this information generally describes our investment strategy, we are not obligated to follow any particular strategy except as may be required by federal law and Indiana and other state insurance laws.

MARKET VALUE ADJUSTMENT (MVA)
We will not apply an MVA to contract value you transfer or withdraw out of the GPAs within 30 days before the end of the guarantee period. During this 30 day window you may choose to start a new guarantee period of the same length, transfer the contract value to a GPA of another length, transfer the contract value to any of the subaccounts or withdraw the contract value (subject to applicable withdrawal provisions). If we do not receive any instructions at the end of your guarantee period, our current practice is to automatically transfer the contract value into the shortest GPA term offered in your state.

We guarantee the contract value allocated to the GPAs, including interest credited, if you do not make any transfers or withdrawals from the GPAs prior to 30 days before the end of the guarantee period (30 day rule). At all other times, and unless one of the exceptions to the 30 day rule described below applies, we will apply an MVA if you withdraw or transfer contract value from a GPA including withdrawals under the Guarantor Withdrawal Benefit rider, or you elect an annuity payout plan while you have contract value invested in a GPA. We will refer to these transactions as “early withdrawals.” The application of an MVA may result in either a gain or loss of principal.

The 30-day rule does not apply and no MVA will apply to:

•	transfers from a one-year GPA occurring under an automated dollar-cost averaging program or interest sweep strategy;

•	automatic rebalancing under any PN program model portfolio we offer which contains one or more GPAs. However, an MVA may apply if you transfer to a new PN program investment option;

•	amounts applied to an annuity payout plan while a PN program model portfolio containing one or more GPAs is in effect;

•	amounts withdrawn for fees and charges; or

•	amounts we pay as death claims.

When you request an early withdrawal, we adjust the early withdrawal amount by an MVA formula. The early withdrawal amount reflects the relationship between the guaranteed interest rate you are earning in your current GPA and the interest rate we are crediting on new GPAs that end at the same time as your current GPA.

The MVA is sensitive to changes in current interest rates. The magnitude of any applicable MVA will depend on our current schedule of guaranteed interest rates at the time of the withdrawal, the time remaining in your guarantee period and your guaranteed interest rate. The MVA is negative, zero or positive depending on how the guaranteed interest rate on your GPA

EVERGREEN NEW SOLUTIONS SELECT VARIABLE ANNUITY — PROSPECTUS 23

compares to the interest rate of a new GPA for the same number of years as the guarantee period remaining on your GPA. This is summarized in the following table:

If your GPA rate is:	The MVA is:

Less than the new GPA rate + 0.10%	Negative

Equal to the new GPA rate + 0.10%	Zero

Greater than the new GPA rate + 0.10%	Positive

For examples, see Appendix A.

The One-Year Fixed Account

Unless the PN program is in effect, you may allocate purchase payments or transfer accumulated value to the one-year fixed account. We back the principal and interest guarantees relating to the one-year fixed account. These guarantees are based on the continued claims-paying ability of the company’s general account. You should be aware that our general account is exposed to the risks normally associated with a portfolio of fixed-income securities, including interest rate, option, liquidity and credit risk. The financial statements contained in the SAI include a further discussion of the risks inherent within the investments of the general account. The value of the one-year fixed account increases as we credit interest to the account. Purchase payments and transfers to the one-year fixed account become part of our general account. We credit and compound interest daily based on a 365-day year (366 in a leap year) so as to produce the annual effective rate which we declare. The interest rate we apply to each purchase payment or transfer to the one-year fixed account is guaranteed for one year. Thereafter we will change the rates from time-to-time at our discretion. These rates will be based on various factors including, but not limited to, the interest rate environment, returns earned on investments backing these annuities, the rates currently in effect for new and existing RiverSource Life annuities, product design, competition, and RiverSource Life’s revenues and expenses. The guaranteed minimum interest rate offered may vary by state but will not be lower than state law allows.

There are restrictions on the amount you can allocate to this account as well as on transfers from this account (see “Making the Most of Your Contract — Transfer policies”).

The one-year fixed account is not required to be registered with the SEC. The SEC staff does not review the disclosures in this prospectus on the one-year fixed account, however, disclosures regarding the one-year fixed account may be subject to certain generally applicable provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

Buying Your Contract

New contracts are not currently being offered. We are required by law to obtain personal information from you which we will use to verify your identity. If you do not provide this information we reserve the right to refuse to issue your contract or take other steps we deem reasonable. As the owner, you have all rights and may receive all benefits under the contract. You can own a qualified or nonqualified annuity. Generally, you can own a nonqualified annuity in joint tenancy with rights of survivorship only in spousal situations. You cannot own a qualified annuity in joint tenancy. You can become an owner if you are 85 or younger. (The age limit may be younger for qualified annuities in some states.)

When you applied, you could have selected (if available in your state):

•	GPAs, the one-year fixed account and/or subaccounts in which you want to invest;

•	how you want to make purchase payments;

•	the length of the withdrawal charge schedule (5 or 7 years);

•	a beneficiary;

•	the optional PN program(1); and

•	one of the following Death Benefits:

– ROP Death Benefit;

– MAV Death Benefit;

– 5% Accumulation Death Benefit(2); or

– Enhanced Death Benefit(2).

 24  EVERGREEN NEW SOLUTIONS SELECT VARIABLE ANNUITY — PROSPECTUS

In addition, you also could have selected (if available in your state):

Any one of the following Optional Living Benefits (all require the use of the PN program):

•	Accumulation Protector Benefit rider

•	Guarantor Withdrawal Benefit rider

•	Income Assurer Benefit – MAV rider

•	Income Assurer Benefit – 5% Accumulation Benefit Base rider

•	Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base rider

Either of the following Optional Death Benefits:

•	Benefit Protector Death Benefit rider(3)

•	Benefit Protector Plus Death Benefit rider(3)

(1)	There is no additional charge for this feature.
(2)	The 5% Accumulation Death Benefit and Enhanced Death Benefit are not available with Benefit Protector and Benefit Protector Plus Death Benefit riders.
(3)	Not available with the 5% Accumulation Death Benefit or Enhanced Death Benefit.

The contract provides for allocation of purchase payments to the GPAs, the one-year fixed account and/or the subaccounts of the variable account in even 1% increments subject to the $1,000 required minimum investment for the GPAs. The amount of any purchase payment allocated to the one-year fixed account in total cannot exceed 30% of the purchase payment. More than 30% of a purchase payment may be so allocated if you establish a dollar-cost averaging arrangement with respect to the purchase payment according to procedures currently in effect. We reserve the right to further limit purchase payment allocations to the one-year fixed account if the interest rate we are then crediting on new purchase payments allocated to the one-year fixed account is equal to the minimum interest rate stated in the contract.

If we receive your purchase payment at our corporate office before the close of business, we will credit any portion of that payment allocated to the subaccounts using the accumulation unit value we calculate on the valuation date we received the payment. If we receive your purchase payment at our corporate office at or after the close of business, we will credit any portion of that payment allocated to the subaccounts using the accumulation unit value we calculate on the next valuation date after we received the payment.

You may make monthly payments to your contract under a Systematic Investment Plan (SIP). You must make an initial purchase payment of $10,000. Then, to begin the SIP, you will complete and send a form and your first SIP payment along with your application. There is no charge for SIP. You can stop your SIP payments at any time.

In most states, you may make additional purchase payments to nonqualified and qualified annuities until the retirement date.

THE RETIREMENT DATE
Annuity payouts begin on the retirement date. When we processed your application, we established the retirement date to be the maximum age (or contract anniversary if applicable) for nonqualified annuities and Roth IRAs and for qualified annuities the date specified below. Your selected date can align with your actual retirement from a job, or it can be a different future date, depending on your needs and goals and on certain restrictions. You also can change the retirement date, provided you send us written instructions at least 30 days before annuity payouts begin.

For nonqualified annuities and Roth IRAs, the retirement date must be:

•	no earlier than the 30th day after the contract’s effective date; and

•	no later than the annuitant’s 85th birthday or the tenth contract anniversary, if purchased after age 75, or such date as agreed upon by us.

For qualified annuities except Roth IRAs, to comply with IRS regulations, the retirement date generally must be:

•	for IRAs by April 1 of the year following the calendar year when the annuitant reaches age 70 1/2; or

•	for all other qualified annuities, by April 1 of the year following the calendar year when the annuitant reaches age 70 1/2 or, if later, retires (except that 5% business owners may not select a retirement date that is later than April 1 of the year following the calendar year when they reach age 70 1/2).

If you satisfy your required minimum distributions in the form of partial withdrawals from this contract, annuity payouts can start as late as the annuitant’s 85th birthday or the tenth contract anniversary, if later, or a date that has been otherwise agreed to by us.

Contract owners of IRAs and TSAs may also be able to satisfy required minimum distributions using other IRAs or TSAs, and in that case, may delay the annuity payout start date for this contract.

EVERGREEN NEW SOLUTIONS SELECT VARIABLE ANNUITY — PROSPECTUS 25

BENEFICIARY
We will pay to your named beneficiary the death benefit if it becomes payable before the retirement date while the contract is in force and before annuity payouts begin. If there is more than one beneficiary, we will pay each beneficiary’s designated share when we receive their completed claim. A beneficiary will bear the investment risk of the variable account until we receive the beneficiary’s completed claim. If there is no named beneficiary, the default provisions of your contract will apply. (See “Benefits in Case of Death” for more about beneficiaries.)

PURCHASE PAYMENTS
Purchase payment amounts and purchase payment timing may vary by state and be limited under the terms of your contract.

Minimum additional purchase payments
  $50 for SIPs
  $100 for all other payment types

Maximum total purchase payments*
  $1,000,000

*	This limit applies in total to all RiverSource Life annuities you own. We reserve the right to waive or increase the maximum limit. For qualified annuities, the tax-deferred retirement plan’s or the Code’s limits on annual contributions also apply. Additional purchase payments are restricted during the waiting period after the first 180 days immediately following the effective date of the Accumulation Protector Benefit rider.

Effective Jan. 26, 2009, no additional purchase payments are allowed for contracts with the Guarantor Withdrawal Benefit rider and Enhanced Guarantor Withdrawal Benefit rider, subject to state restrictions.

For contracts issued in all states except those listed below certain exceptions apply and the following additional purchase payments will be allowed on/after Jan. 26, 2009:

a.	Tax Free Exchanges, rollovers, and transfers listed on the annuity application and received within 180 days from the contract issue date.

b.	Prior and current tax year contributions up to the annual limit set up by the IRS for any Qualified Accounts. This annual limit applies to IRAs, Roth IRAs, and SEP plans.

For contracts issued in Florida, New Jersey, and Oregon, additional purchase payments to your variable annuity contract will be limited to $100,000 for the life of your contract. The limit does not apply to Tax Free Exchanges, rollovers, and transfers listed on the annuity application and received within 180 days from the contract issue date.

We reserve the right to change these current rules at any time, subject to state restrictions.

 26  EVERGREEN NEW SOLUTIONS SELECT VARIABLE ANNUITY — PROSPECTUS

HOW TO MAKE PURCHASE PAYMENTS

 1 By letter

Send your check along with your name and contract number to:

RiverSource Life Insurance Company
829 Ameriprise Financial Center
Minneapolis, MN 55474

 2 By SIP

Contact your investment professional to complete the necessary SIP paperwork.

PURCHASE PAYMENT CREDITS
Contracts with a seven-year withdrawal charge schedule will receive a purchase payment credit with any payment made to the contract. If you have a seven-year withdrawal charge schedule, we apply a credit to your contract of 1% of your current payment. We apply this credit immediately. We allocate the credit to the GPAs, the one-year fixed account and the subaccounts in the same proportions as your purchase payment.

Purchase payment credits are not available for contracts with a five-year withdrawal charge schedule.

We will reverse credits from the contract value for any purchase payment that is not honored (if, for example, your purchase payment check is returned for insufficient funds).

To the extent a death benefit or withdrawal payment includes purchase payment credits applied within twelve months preceding: (1) the date of death that results in a lump sum death benefit payment under this contract; or (2) a request for withdrawal charge waiver due to “Contingent events” (see “Charges — Contingent events”), we will assess a charge, similar to a withdrawal charge, equal to the amount of the purchase payment credits. The amount we pay to you under these circumstances will always equal or exceed your withdrawal value.

Because of higher charges, there may be circumstances where you may be worse off for having received the credit than in other contracts. All things being equal (such as guarantee availability or fund performance and availability), this may occur if you hold your contract for 15 years or more. This also may occur if you make a full withdrawal in the first seven years. You should consider these higher charges and other relevant factors before you buy this contract or before you exchange a contract you currently own for this contract.

This credit is made available through revenue from higher withdrawal charges and contract administrative charges than would otherwise be charged. In general, we do not profit from the higher charges assessed to cover the cost of the purchase payment credit. We use all the revenue from these higher charges to pay for the cost of the credits. However, we could profit from the higher charges if market appreciation is higher than expected or if contract owners hold their contracts for longer than expected.

LIMITATIONS ON USE OF CONTRACT
If mandated by applicable law, including, but not limited to, federal anti-money laundering laws, we may be required to reject a purchase payment. We may also be required to block an owner’s access to contract values or to satisfy other statutory obligations. Under these circumstances, we may refuse to implement requests for transfers, withdrawals or death benefits until instructions are received from the appropriate governmental authority or a court of competent jurisdiction.

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Charges

ALL CONTRACTS

CONTRACT ADMINISTRATIVE CHARGE
We charge this fee for establishing and maintaining your records. We deduct $40 from the contract value on your contract anniversary or, if earlier, when the contact is fully withdrawn. We prorate this charge among the GPAs, the one-year fixed account, and the subaccounts in the same proportion your interest in each account bears to your total contract value. Some states also limit any contract charge allocated to the fixed account.

We will waive this charge when your contract value is $50,000 or more on the current contract anniversary.

If you take a full withdrawal from your contract, we will deduct the charge at the time of withdrawal regardless of the contract value. We cannot increase the annual contract administrative charge and it does not apply after annuity payouts begin or when we pay death benefits.

VARIABLE ACCOUNT ADMINISTRATIVE CHARGE
We apply this charge daily to the subaccounts. It is reflected in the unit values of your subaccounts and it totals 0.15% of their average daily net assets on an annual basis. It covers certain administrative and operating expenses of the subaccounts such as accounting, legal and data processing fees and expenses involved in the preparation and distribution of reports and prospectuses. We cannot increase the variable account administrative charge.

MORTALITY AND EXPENSE RISK FEE
We charge these fees daily to the subaccounts. The unit values of your subaccounts reflect these fees. These fees cover the mortality and expense risk that we assume. These fees do not apply to the GPAs or the one-year fixed account. We cannot increase these fees.

The mortality and expense risk fee you pay is based on the death benefit guarantee you select, whether the contract is a qualified annuity or a nonqualified annuity and the withdrawal charge schedule that applies to your contract.

Seven-year withdrawal charge schedule	Qualified annuities	Nonqualified annuities

ROP Death Benefit	1.00%	1.15%

MAV Death Benefit	1.20	1.35

5% Accumulation Death Benefit	1.35	1.50

Enhanced Death Benefit	1.40	1.55

Five-year withdrawal schedule

ROP Death Benefit	1.20	1.35

MAV Death Benefit	1.40	1.55

5% Accumulation Death Benefit	1.55	1.70

Enhanced Death Benefit	1.60	1.75

Mortality risk arises because of our guarantee to pay a death benefit and our guarantee to make annuity payouts according to the terms of the contract, no matter how long a specific owner or annuitant lives and no matter how long our entire group of owners or annuitants live. If, as a group, owners or annuitants outlive the life expectancy we assumed in our actuarial tables, then we must take money from our general assets to meet our obligations. If, as a group, owners or annuitants do not live as long as expected, we could profit from the mortality risk fee. We deduct the mortality risk fee from the subaccounts during the annuity payout period even if the annuity payout plan does not involve a life contingency.

Expense risk arises because we cannot increase the contract administrative charge or the variable account administrative charge and these charges may not cover our expenses. We would have to make up any deficit from our general assets. We could profit from the expense risk fee if future expenses are less than expected.

The subaccounts pay us the mortality and expense risk fee they accrued as follows:

•	first, to the extent possible, the subaccounts pay this fee from any dividends distributed from the funds in which they invest;

•	then, if necessary, the funds redeem shares to cover any remaining fees payable.

We may use any profits we realize from the subaccounts’ payment to us of the mortality and expense risk fee for any proper corporate purpose, including, among others, payment of distribution (selling) expenses. We do not expect that the withdrawal charge will cover sales and distribution expenses.

 28  EVERGREEN NEW SOLUTIONS SELECT VARIABLE ANNUITY — PROSPECTUS

WITHDRAWAL CHARGE
If you withdraw all or part of your contract value before annuity payouts begin, we may deduct a withdrawal charge. As described below, a withdrawal charge applies to each purchase payment you make. The withdrawal charge lasts for 7 years or 5 years from the receipt of each purchase payment, depending on which withdrawal charge schedule you select when you purchase the contract (See “Expense Summary”).

You may withdraw an amount during any contract year without a withdrawal charge. We call this amount the Total Free Amount (TFA). The TFA varies depending on whether your contract includes the Guarantor Withdrawal Benefit rider:

Contracts without Guarantor Withdrawal Benefit rider

The TFA is the greater of:

•	10% of the contract value on the prior contract anniversary*; or

•	current contract earnings.

Contracts with Guarantor Withdrawal Benefit rider

The TFA is the greatest of:

•	10% of the contract value on the prior contract anniversary*;

•	current contract earnings; or

•	the Remaining Benefit Payment.

*	We consider your initial purchase payment and purchase payment credit to be the prior contract anniversary’s contract value during the first contract year.

Amounts withdrawn in excess of the TFA may be subject to a withdrawal charge as described below.

A withdrawal charge will apply if the amount you withdraw includes any of your prior purchase payments that are still within their withdrawal charge schedule. To determine whether your withdrawal includes any of your prior purchase payments that are still within their withdrawal charge schedule, we withdraw amounts from your contract in the following order:

1.	We withdraw the TFA first. We do not assess a withdrawal charge on the TFA.

2.	We withdraw purchase payments not previously withdrawn, in the order you made them: the oldest purchase payment first, the next purchase payment second, etc. until all purchase payments have been withdrawn. By applying this “first-in, first-out” rule, we do not assess a withdrawal charge on purchase payments that we received prior to the number of years stated in the withdrawal charge schedule you select when you purchase the contract. We only assess a withdrawal charge on purchase payments that are still within the withdrawal charge schedule you selected.

Example: Each time you make a purchase payment under the contract, a withdrawal charge schedule attaches to that purchase payment. The withdrawal charge percentage for each purchase payment declines according to the withdrawal charge schedule shown in your contract. (The withdrawal charge percentages for the 5-Year and 7-Year withdrawal charge schedule are shown in a table in the “Expense Summary” above.) For example, if you select the 7-Year withdrawal charge schedule, during the first two years after a purchase payment is made, the withdrawal charge percentage attached to that payment is 8%. The withdrawal charge percentage for that payment during the seventh year after it is made is 3%. At the beginning of the eighth year after that purchase payment is made, and thereafter, there is no longer a withdrawal charge as to that payment.

We determine your withdrawal charge by multiplying each of your payments withdrawn by the applicable withdrawal charge percentage (see “Expense Summary”), and then adding the total withdrawal charges.

For a partial withdrawal that is subject to a withdrawal charge, the amount we actually deduct from your contract value will be the amount you request plus any applicable withdrawal charge. A partial withdrawal that includes contract value taken from the guarantee period accounts may also be subject to a market value adjustment (see “Guarantee Period Accounts — Market Value Adjustment”). We pay you the amount you request.

The amount of purchase payments withdrawn is calculated using a prorated formula based on the percentage of contract value being withdrawn. As a result, the amount of purchase payments withdrawn may be greater than the amount of contract value withdrawn.

For an example, see Appendix C.

Waiver of withdrawal charges
We do not assess withdrawal charges for:

•	withdrawals of any contract earnings;

•	withdrawals of amounts totaling up to 10% of the contract value on the prior contract anniversary to the extent it exceeds contract earnings;

EVERGREEN NEW SOLUTIONS SELECT VARIABLE ANNUITY — PROSPECTUS 29

•	if you elected the Guarantor Withdrawal Benefit rider, your contract’s Remaining Benefit Payment to the extent it exceeds the greater of contract earnings or 10% of the contract value on the prior contract anniversary;

•	required minimum distributions from a qualified annuity to the extent that they exceed the free amount. The amount on which withdrawal charges are waived can be no greater than the RMD amount calculated under your specific contract currently in force;

•	contracts settled using an annuity payout plan (Exception: As described below, if you select annuity payout Plan E, and choose later to withdraw the value of your remaining annuity payments, we will assess a withdrawal charge.)

•	withdrawals made as a result of one of the “Contingent events”* described below to the extent permitted by state law (see your contract for additional conditions and restrictions); and

•	death benefits.*

*	However, we will reverse certain purchase payment credits. (See “Buying Your Contract — Purchase Payment Credits.”)

Contingent events

•	Withdrawals you make if you or the annuitant are confined to a hospital or nursing home and have been for the prior 60 days. Your contract will include this provision when you and the annuitant are under age 76 at contract issue. You must provide proof satisfactory to us of the confinement as of the date you request the withdrawal.

•	To the extent permitted by state law, withdrawals you make if you or the annuitant are diagnosed in the second or later contract years as disabled with a medical condition that with reasonable medical certainty will result in death within 12 months or less from the date of the licensed physician’s statement. You must provide us with a licensed physician’s statement containing the terminal illness diagnosis and the date the terminal illness was initially diagnosed.

Withdrawal charge under Annuity Payout Plan E — Payouts for a specified period: If you are receiving variable annuity payments under this annuity payout plan, you can choose to take a withdrawal. The amount that you can withdraw is the present value of any remaining variable payouts. The discount rate we use in the calculation will be 5.17% for the assumed investment return of 3.5% and 6.67% for the assumed investment return of 5.0%. The withdrawal charge equals the present value of the remaining payouts using the assumed investment return minus the present value of the remaining payouts using the discount rate. (See “Charges — Withdrawal Charge” and “The Annuity Payout Period — Annuity Payout Plans.”)

Possible group reductions: In some cases we may incur lower sales and administrative expenses due to the size of the group, the average contribution and the use of group enrollment procedures. In such cases, we may be able to reduce or eliminate the contract administrative and withdrawal charges. However, we expect this to occur infrequently.

FUND FEES AND EXPENSES
There are deductions from and expenses paid out of the assets of the funds that are described in the prospectuses for those funds. (See “Annual Operating Expenses of the Funds.”)

PREMIUM TAXES
Certain state and local governments impose premium taxes on us (up to 3.5%). These taxes depend upon your state of residence or the state in which the contract was issued. Currently, we deduct any applicable premium tax when annuity payouts begin, but we reserve the right to deduct this tax at other times such as when you make purchase payments or when you make a full withdrawal from your contract.

OPTIONAL LIVING BENEFIT CHARGES

ACCUMULATION PROTECTOR BENEFIT RIDER FEE
We deduct a charge of 0.55% of the greater of your contract value or the minimum contract accumulation value on your contract anniversary for this optional benefit only if you select it. We deduct the charge from the contract value on the contract anniversary. We prorate this charge among the GPAs, the one-year fixed account and the subaccounts in the same proportion as your interest in each bears to your total contract value. We will modify this prorated approach to comply with state regulations where necessary.

Once you elect the Accumulation Protector Benefit rider, you may not cancel it and the charge will continue to be deducted until the end of the waiting period. If the contract is terminated for any reason or when annuity payouts begin, we will deduct the charge from the proceeds payable adjusted for the number of calendar days coverage was in place since we last deducted the fee.

Currently, the Accumulation Protector Benefit rider fee does not vary with the PN program investment option selected; however, we reserve the right to vary the rider fee for each investment option. The Accumulation Protector Benefit rider fee will not exceed a maximum of 1.75%.

We may increase the rider fee at our discretion and on a nondiscriminatory basis.

 30  EVERGREEN NEW SOLUTIONS SELECT VARIABLE ANNUITY — PROSPECTUS

We will not change the Accumulation Protector Benefit rider fee in effect on your contract after the rider effective date unless:

(a)	you choose the annual elective step up or elective spousal continuation step up after we have exercised our rights to increase the rider fee;

(b)	you change your PN program investment option after we have exercised our rights to increase the rider fee or vary the rider fee for each investment option.

If you choose the elective step up, the elective spousal continuation step up or change your PN program investment option after we have exercised our rights to increase the rider fee as described above, you will pay the fee that is in effect on the valuation date we receive your written request to step up or change your PN program investment option. On the next contract anniversary, we will calculate an average rider fee, for the preceding contract year only, that reflects the various different fees that were in effect that year, adjusted for the number of calendar days each fee was in effect.

The charge does not apply after annuity payouts begin.

GUARANTOR WITHDRAWAL BENEFIT RIDER FEE
This fee information applies to both Rider A (see “Optional Benefits”) and Rider B (see Appendix H) unless otherwise noted.

We deduct an annual charge of 0.55% of contract value for this optional feature only if you select it. We deduct the charge from your contract value on your contract anniversary. We prorate this charge among the GPAs, the one-year fixed account, and the subaccounts in the same proportion as your interest in each bears to your total contract value. We will modify this prorated approach to comply with state regulations where necessary.

Once you elect the Guarantor Withdrawal Benefit rider, you may not cancel it and the charge will continue to be deducted until the contract is terminated, the contract value reduces to zero or annuity payouts begin. If the contract is terminated for any reason or when annuity payouts begin, we will deduct the charge from the proceeds payable adjusted for the number of calendar days coverage was in place since we last deducted the fee. If the Remaining Benefit Amount (RBA) goes to zero but the contract value has not been depleted, you will continue to be charged.

Currently the Guarantor Withdrawal Benefit rider fee does not vary with the PN program investment option selected; however, we reserve the right to vary the rider fee for each PN program investment option. The Guarantor Withdrawal Benefit rider charge will not exceed a maximum fee of 1.50%.

We may increase the rider fee at our discretion and on a nondiscriminatory basis.

We will not change the Guarantor Withdrawal Benefit rider fee in effect on your contract after the rider effective date unless:

(a)	you choose the annual elective step up or elective spousal continuation step up under Rider A after we have exercised our rights to increase the rider fee; or

(b)	you change your PN program investment option after we have exercised our rights to increase the rider fee or vary the rider fee for each PN program investment option.

If you choose the annual or spousal continuation elective step up or change your PN program investment option after we have exercised our rights to increase the rider fee as described above, you will pay the charge that is in effect on the valuation date we receive your written request to step up or change your PN program investment option. On the next contract anniversary, we will calculate an average rider fee, for the preceding contract year only, that reflects the various different charges that were in effect that year, adjusted for the number of calendar days each fee was in effect.

The charge does not apply after annuity payouts begin.

INCOME ASSURER BENEFIT RIDER FEE
We deduct a charge for this optional feature only if you select it. We determine the charge by multiplying the guaranteed income benefit base by the charge of the Income Assurer Benefit rider you select. There are three Income Assurer Benefit rider options available under your contract (see “Optional Benefits — Income Assurer Benefit Riders”) and each has a different guaranteed income benefit base calculation. The charge for each Income Assurer Benefit rider is as follows:

	Maximum	Current

Income Assurer Benefit – MAV	1.50%	0.30	%(1)

Income Assurer Benefit – 5% Accumulation Benefit Base	1.75	0.60	(1)

Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base	2.00	0.65	(1)

(1)	For applications signed prior to Oct. 7, 2004, the following current annual rider charges apply: Income Assurer Benefit – MAV — 0.55%, Income Assurer Benefit – 5% Accumulation Benefit Base — 0.70%; and Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base — 0.75%.

EVERGREEN NEW SOLUTIONS SELECT VARIABLE ANNUITY — PROSPECTUS 31

We deduct the charge from the contract value on your contract anniversary at the end of each contract year. We prorate this charge among the GPAs, the one-year fixed account and the subaccounts in the same proportion your interest in each account bears to your total contract value. We will modify this prorated approach to comply with state regulations where necessary. If the contract is terminated for any reason or when annuity payouts begin, we will deduct the charge from the proceeds payable adjusted for the number of calendar days coverage was in place since we last deducted the fee.

Currently the Income Assurer Benefit rider fee does not vary with the PN program investment option selected; however, we reserve the right to increase this fee and/or vary the rider fee for each PN program investment option but not to exceed the maximum fees shown above. We cannot change the Income Assurer Benefit rider fee after the rider effective date, unless you change your PN program investment option after we have exercised our rights to increase the rider charge and/or charge a separate fee for PN program each investment option. If you choose to change your investment option after we have exercised our rights to increase the rider fee for new contract owners, you will pay the fee that is in effect on the valuation date we receive your written request to change your PN program investment option. On the next contract anniversary, we will calculate an average rider fee, for the preceding contract year only, that reflects the various different charges that were in effect that year, adjusted for the number of calendar days each fee was in effect.

For an example of how each Income Assurer Benefit fee is calculated, see Appendix B.

OPTIONAL DEATH BENEFIT CHARGES

BENEFIT PROTECTOR DEATH BENEFIT RIDER FEE
We charge a fee for the optional feature only if you select it. If selected, we deduct 0.25% of your contract value on your contract anniversary. We prorate this fee among the GPAs, the one-year fixed account and the subaccounts in the same proportion your interest in each account bears to your total contract value.

If the contract is terminated for any reason other than death or when annuity payouts begin, we will deduct the fee from the proceeds payable adjusted for the number of calendar days coverage was in place since we last deducted the fee. We cannot increase this annual charge after the rider effective date and it does not apply after annuity payouts begin or when we pay death benefits.

BENEFIT PROTECTOR PLUS DEATH BENEFIT RIDER FEE
We charge a fee for the optional feature only if you select it. If selected, we deduct 0.40% of your contract value on your contract anniversary. We prorate this fee among the GPAs, the one-year fixed account and the subaccounts in the same proportion your interest in each account bears to your total contract value.

If the contract is terminated for any reason other than death or when annuity payouts begin, we will deduct the fee from the proceeds payable adjusted for the number of calendar days coverage was in place since we last deducted the fee. We cannot increase this annual fee after the rider effective date and it does not apply after annuity payouts begin or when we pay death benefits.

Valuing Your Investment

We value your accounts as follows:

GPAs AND ONE-YEAR FIXED ACCOUNT
We value the amounts you allocate to the GPAs and the one-year fixed account directly in dollars. The value of the GPAs and the one-year fixed account equals:

•	the sum of your purchase payments and transfer amounts allocated to the GPAs and the one-year fixed account (including any positive or negative MVA on amounts transferred from the GPAs to the one-year fixed account);

•	plus any purchase payment credits allocated to the GPAs and one-year fixed account;

•	plus interest credited;

•	minus the sum of amounts withdrawn (including any applicable withdrawal charges) and amounts transferred out;

•	minus any prorated portion of the contract administrative charge; and

•	minus the prorated portion of the fee for any of the following optional benefits you have selected:

– Accumulation Protector Benefit rider;

– Guarantor Withdrawal Benefit rider;

– Income Assurer Benefit rider;

– Benefit Protector rider; or

– Benefit Protector Plus rider.

 32  EVERGREEN NEW SOLUTIONS SELECT VARIABLE ANNUITY — PROSPECTUS

SUBACCOUNTS
We convert amounts you allocated to the subaccounts into accumulation units. Each time you make a purchase payment or transfer amounts into one of the subaccounts or we apply any purchase payment credits, we credit a certain number of accumulation units to your contract for that subaccount. Conversely, we subtract a certain number of accumulation units from your contract each time you take a partial withdrawal; transfer amounts out of a subaccount; or we assess a contract administrative charge, a withdrawal charge, or fee for any optional contract riders with annual charges (if applicable).

The accumulation units are the true measure of investment value in each subaccount during the accumulation period. They are related to, but not the same as, the net asset value of the fund in which the subaccount invests. The dollar value of each accumulation unit can rise or fall daily depending on the variable account expenses, performance of the fund and on certain fund expenses.

Here is how we calculate accumulation unit values:

Number of units: To calculate the number of accumulation units for a particular subaccount, we divide your investment by the current accumulation unit value.

Accumulation unit value: The current accumulation unit value for each subaccount equals the last value times the subaccount’s current net investment factor.

We determine the net investment factor by:

•	adding the fund’s current net asset value per share, plus the per share amount of any accrued income or capital gain dividends to obtain a current adjusted net asset value per share; then

•	dividing that sum by the previous adjusted net asset value per share; and

•	subtracting the percentage factor representing the mortality and expense risk fee and the variable account administrative charge from the result.

Because the net asset value of the fund may fluctuate, the accumulation unit value may increase or decrease. You bear all the investment risk in a subaccount.

Factors that affect subaccount accumulation units: Accumulation units may change in two ways — in number and in value.

The number of accumulation units you own may fluctuate due to:

•	additional purchase payments you allocate to the subaccounts;

•	any purchase payment credits allocated to the subaccounts;

•	transfers into or out of the subaccounts (including any positive or negative MVA on amounts transferred from the GPAs);

•	partial withdrawals;

•	withdrawal charges;

and the deduction of a prorated portion of:

•	the contract administrative charge; and

•	the fee for any of the following optional benefits you have selected:

– Accumulation Protector Benefit rider;

– Guarantor Withdrawal Benefit rider;

– Income Assurer Benefit rider;

– Benefit Protector rider; or

– Benefit Protector Plus rider.

Accumulation unit values will fluctuate due to:

•	changes in fund net asset value;

•	fund dividends distributed to the subaccounts;

•	fund capital gains or losses;

•	fund operating expenses; and

•	mortality and expense risk fee and the variable account administrative charge.

Making the Most of Your Contract

AUTOMATED DOLLAR-COST AVERAGING
Currently, you can use automated transfers to take advantage of dollar-cost averaging (investing a fixed amount at regular intervals). For example, you might transfer a set amount monthly from a relatively conservative subaccount to a more

EVERGREEN NEW SOLUTIONS SELECT VARIABLE ANNUITY — PROSPECTUS 33

aggressive one, or to several others, or from the one-year GPA or one-year fixed account to one or more subaccounts. Automated transfers are not available for GPA terms of two or more years. You can also obtain the benefits of dollar-cost averaging by setting up regular automatic SIP payments or by establishing an interest sweep strategy. Interest sweeps are a monthly transfer of the interest earned from either the one-year GPA or one-year fixed account into the subaccounts of your choice. If you participate in an interest sweep strategy the interest you earn on the one-year GPA or the one-year fixed account will be less than the annual interest rate we apply because there will be no compounding. There is no charge for dollar-cost averaging.

This systematic approach can help you benefit from fluctuations in accumulation unit values caused by fluctuations in the market values of the funds. Since you invest the same amount each period, you automatically acquire more units when the market value falls and fewer units when it rises. The potential effect is to lower your average cost per unit.

How dollar-cost averaging works

					Number
			Amount	Accumulation	of units
By investing an equal number of dollars each month...		Month	invested	unit value	purchased

		Jan	$100	$20	5.00

		Feb	100	18	5.56

you automatically buy		Mar	100	17	5.88

more units when the	è	Apr	100	15	6.67

per unit market price is low...		May	100	16	6.25

		Jun	100	18	5.56

		Jul	100	17	5.88

and fewer units		Aug	100	19	5.26

when the per unit	è	Sept	100	21	4.76

market price is high.		Oct	100	20	5.00

You paid an average price of $17.91 per unit over the 10 months, while the average market price actually was $18.10.

Dollar-cost averaging does not guarantee that any subaccount will gain in value nor will it protect against a decline in value if market prices fall. Because dollar-cost averaging involves continuous investing, your success will depend upon your willingness to continue to invest regularly through periods of low price levels. Dollar-cost averaging can be an effective way to help meet your long-term goals. For specific features contact your investment professional.

Automated dollar-cost averaging is not available when the PN program is in effect (see “Portfolio Navigator Program” below).

ASSET REBALANCING
You can ask us in writing to automatically rebalance the subaccount portion of your contract value either quarterly, semiannually, or annually. The period you select will start to run on the date we record your request. On the first valuation date of each of these periods, we automatically will rebalance your contract value so that the value in each subaccount matches your current subaccount percentage allocations. These percentage allocations must be in whole numbers. There is no charge for asset rebalancing. The contract value must be at least $2,000.

You can change your percentage allocations or your rebalancing period at any time by contacting us in writing. We will restart the rebalancing period you selected as of the date we record your change. You also can ask us in writing to stop rebalancing your contract value. You must allow 30 days for us to change any instructions that currently are in place. For more information on asset rebalancing, contact your investment professional.

Different rules apply to asset rebalancing under the PN program (see “Asset Allocation Program” below).

ASSET ALLOCATION PROGRAM
For contracts with applications signed before May 1, 2006, we offered an asset allocation program called Portfolio Navigator. You could elect to participate in the asset allocation program, and there is no additional charge. If you purchased an optional Accumulation Protector Benefit rider, Guarantor Withdrawal Benefit rider or Income Assurer Benefit rider, you are required to participate in the PN program under the terms of the rider.

This asset allocation program allows you to allocate your contract value to a model portfolio that consists of subaccounts and may include certain GPAs and/or the one-year fixed account (if available under the asset allocation program), which represent

 34  EVERGREEN NEW SOLUTIONS SELECT VARIABLE ANNUITY — PROSPECTUS

various asset classes. By spreading your contract value among these various asset classes, you may be able to reduce the volatility in your contract value, but there is no guarantee that this will occur.

Asset allocation does not guarantee that your contract will increase in value nor will it protect against a decline in value if market prices fall. If you choose or are required to participate in the asset allocation program, you are responsible for determining which model portfolio is best for you. Your investment professional can help you make this determination. In addition, your investment professional may provide you with an investor questionnaire, a tool that can help you determine which model portfolio is suited to your needs based on factors such as your investment goals, your tolerance for risk, and how long you intend to invest.

Currently, there are five model portfolios ranging from conservative to aggressive. You may not use more than one model portfolio at a time. You are allowed to request a change to another model portfolio twice per contract year. Each model portfolio specifies allocation percentages to each of the subaccounts and any GPAs and/or the one-year fixed account that make up that model portfolio. By participating in the asset allocation program, you authorize us to invest your contract value in the subaccounts and any GPAs and/or one-year fixed account (if included) according to the allocation percentages stated for the specific model portfolio you have selected. You also authorize us to automatically rebalance your contract value quarterly beginning three months after the effective date of your contract in order to maintain alignment with the allocation percentages specified in the model portfolio.

Special rules will apply to the GPAs if they are included in a model portfolio. Under these rules:

•	no MVA will apply when rebalancing occurs within a specific model portfolio (but an MVA may apply if you elect to transfer to a new model portfolio); and

•	no MVA will apply when you elect an annuity payout plan while your contract value is invested in a model portfolio (see “Guarantee Period Accounts — Market Value Adjustment”).

Under the asset allocation program, the subaccounts, any GPAs and/or the one-year fixed account (if included) that make up the model portfolio you selected and the allocation percentages to those subaccounts, any GPAs and/or the one-year fixed account (if included) will not change unless we adjust the composition of the model portfolio to reflect the liquidation, substitution or merger of an underlying fund, a change of investment objective by an underlying fund or when an underlying fund stops selling its shares to the variable account. We reserve the right to change the terms and conditions of the asset allocation program upon written notice to you.

If permitted under applicable securities law, we reserve the right to:

•	reallocate your current model portfolio to an updated version of your current model portfolio; or

•	substitute a fund of funds for your current model portfolio.

We also reserve the right to discontinue the asset allocation program. We will give you 30 days’ written notice of any such change.

If you elected to participate in the asset allocation program, you may discontinue your participation in the program at any time by giving us written notice. Upon cancellation, automated rebalancing associated with the asset allocation program will end. You can elect to participate in the asset allocation program again at any time.

Required Use of Asset Allocation Program with Accumulation Protector Benefit rider, Guarantor Withdrawal Benefit rider or Income Assurer Benefit rider

If you are required to participate in the asset allocation program because you purchased an optional Accumulation Protector Benefit rider, Guarantor Withdrawal Benefit rider or Income Assurer Benefit rider, you may not discontinue your participation in the asset allocation program unless permitted by the terms of the rider as summarized below:

•	Accumulation Protector Benefit rider: You cannot terminate the Accumulation Protector Benefit rider. As long as the Accumulation Protector Benefit rider is in effect, your contract value must be invested in one of the model portfolios. The Accumulation Protector Benefit rider automatically ends at the end of the waiting period as does the requirement that you participate in the asset allocation program. At all other times, if you do not want to participate in any of the model portfolios, you must terminate your contract by requesting a full withdrawal. Withdrawal charges and tax penalties may apply. Therefore, you should not select the Accumulation Protector Benefit rider if you do not intend to continue participating in one of the model portfolios until the end of the waiting period.

•	Guarantor Withdrawal Benefit rider: Because the Guarantor Withdrawal Benefit rider requires that your contract value be invested in one of the model portfolios for the life of the contract, and you cannot terminate the Guarantor Withdrawal Benefit rider once you have selected it, you must terminate your contract by requesting a full withdrawal if you do not want to participate in any of the model portfolios. Withdrawal charges and tax penalties may apply. Therefore, you should not

EVERGREEN NEW SOLUTIONS SELECT VARIABLE ANNUITY — PROSPECTUS 35

select the Guarantor Withdrawal Benefit rider if you do not intend to continue participating in one of the model portfolios for the life of the contract.

•	Income Assurer Benefit rider: You can terminate the Income Assurer Benefit rider during a 30-day period after the first rider anniversary and at any time after the expiration of the waiting period. At all other times, if you do not want to participate in any of the model portfolios, you must terminate your contract by requesting a full withdrawal. Withdrawal charges and tax penalties may apply. As long as the Income Assurer Benefit rider is in effect, your contract value must be invested in one of the model portfolios. Therefore, you should not select the Income Assurer Benefit rider if you do not intend to continue participating in one of the model portfolios during the period of time the Income Assurer Benefit rider is in effect.

PORTFOLIO NAVIGATOR PROGRAM (PN program)
Under the PN program for the living benefit riders, your contract value is allocated to a PN program investment option (except as described in the next paragraph). The PN program investment options are currently five funds of funds, each of which invests in underlying funds in proportions that vary among the funds of funds in light of each fund of funds’ investment objective (“Portfolio Navigator funds”). The PN program is available for both nonqualified and qualified annuities.

The PN program also allows those who participated in a previous version of the PN program and who previously opted out of the transfer of their contract value to Portfolio Navigator funds to remain invested in accordance with a “static” PN program model portfolio investment option that is not subject to updating or reallocation. For more information on the static model portfolios, see “The static model portfolios” below.

You are required to participate in the PN program if your contract includes optional living benefit riders. If your contract does not include one of these riders, you may not participate in the PN program; but you may choose to allocate your contract value to one or more of the Portfolio Navigator funds without being in the PN program. You should review any PN program information, including the prospectus for the funds of funds, carefully. Your investment professional can provide you with additional information and can answer questions you may have on the PN program.

The Portfolio Navigator funds. Each of the Portfolio Navigator funds is a fund of funds with the investment objective of seeking a high level of total return consistent with a certain level of risk by investing in various underlying funds. The funds of funds have objectives ranging from Conservative to Aggressive, and are managed within asset class allocation targets and with a broad multi-manager approach. Columbia Management Investment Advisers is the investment adviser of each of the funds of funds, and Columbia Management Investment Advisers or an affiliate is the investment adviser of each of the underlying funds in which the funds of funds invest. Morningstar Associates, LLC serves as an independent consultant to Columbia Management Investment Advisers to provide recommendations regarding portfolio construction and ongoing analysis of the funds of funds. Neither Columbia Management Investment Advisers nor Morningstar Associates, LLC serves as your investment adviser as to the allocation of your contract value under the PN program (regardless of whether you have selected a PN program investment option or have chosen to remain in a static model portfolio). Some of the underlying funds are managed on a day-to-day basis directly by Columbia Management Investment Advisers and some are managed by one or more affiliated or unaffiliated sub-advisers, subject to the oversight of Columbia Management Investment Advisers and the fund’s board of trustees.

Below are the target asset allocation weights (between equity and fixed income/cash underlying funds) for each of the funds of funds:

1. Variable Portfolio – Aggressive Portfolio: 80% Equity / 20% Fixed Income

2. Variable Portfolio – Moderately Aggressive Portfolio: 65% Equity / 35% Fixed Income

3. Variable Portfolio – Moderate Portfolio: 50% Equity / 50% Fixed Income

4. Variable Portfolio – Moderately Conservative Portfolio: 35% Equity / 65% Fixed Income

5. Variable Portfolio – Conservative Portfolio: 20% Equity / 80% Fixed Income

Fund of funds conflicts of interest. In providing investment advisory services for the funds of funds and the underlying funds in which the funds of funds invest, Columbia Management Investment Advisers is, together with its affiliates, including us, subject to competing interests that may influence its decisions. These competing interests typically arise because Columbia Management Investment Advisers or one of its affiliates serves as the investment adviser to the underlying funds and may provide other services in connection with such underlying funds, and because the compensation we and our affiliates receive for providing these investment advisory and other services varies depending on the underlying fund. For additional information about the conflicts of interest to which Columbia Management Investment Advisers and its affiliates are subject, see the funds of funds prospectus.

 36  EVERGREEN NEW SOLUTIONS SELECT VARIABLE ANNUITY — PROSPECTUS

The static model portfolios. If you have chosen to remain invested in a “static” PN program model portfolio investment option, your assets will remain invested in accordance with your current model portfolio, and you will not be provided with any updates to the model portfolio or reallocation recommendations. (The last such reallocation recommendation was provided in 2009.) Each model portfolio consists of underlying funds and/or any GPAs (if included) according to the allocation percentages stated for the model portfolio. If you are participating in the PN program through a model portfolio, you instruct us to automatically rebalance your contract value quarterly in order to maintain alignment with these allocation percentages.

If you own a contract with a living benefit rider which requires you to participate in the PN program and have chosen to remain in a PN program model portfolio, you may in the future transfer the assets in your contract only to one of the funds of funds investment options. If you begin taking income from your contract and have a living benefit rider that requires a move to a certain model portfolio once you begin taking income, you will be transferred to the fund of funds that corresponds to that model portfolio.

Special rules apply to the GPAs if they are included in a model portfolio. Under these rules:

•	no MVA will apply when rebalancing occurs within a specific model portfolio (but an MVA may apply if you elect to transfer to a fund of funds);

•	no MVA will apply when you elect an annuity payout plan while your contract value is invested in a model portfolio. (See “Guarantee Period Accounts — Market Value Adjustment.”)

If you choose to remain in a static model portfolio, the investments and investment styles and policies of the underlying funds in which your contract value is invested may change. Accordingly, your model portfolio may change so that it is no longer appropriate for your needs, even though your allocations to underlying funds do not change. Furthermore, the absence of periodic updating means that existing underlying funds will not be replaced as may be appropriate due to poor performance, changes in management personnel, or other factors.

Although the model portfolios are no longer maintained on an ongoing basis, the asset allocations in the model portfolios may have been affected by conflicts of interest similar to those to which the funds of funds are subject. Certain of the underlying funds in the model portfolios are managed by Columbia Management Investment Advisers or an affiliate while others are not, and we or our affiliate had an incentive to specify greater allocation percentages for the affiliated underlying funds.

Participating in the PN program. You are responsible for determining which investment option is best for you. Your investment professional can help you make this determination. In addition, your investment professional may provide you with an investor questionnaire, a tool to help define your investing style that is based on factors such as your investment goals, your tolerance for risk and how long you intend to invest. Your responses to the investor questionnaire can help you determine which investment option most closely matches your investing style. While the scoring of the investor questionnaire is objective, there is no guarantee that your responses to the investor questionnaire accurately reflect your tolerance for risk. Similarly, there is no guarantee that the investment option you select or have selected after completing the investor questionnaire is appropriate to your ability to withstand investment risk. RiverSource Life is not responsible for your selection of a specific investment option or your decision to change to a different investment option.

Currently, there are five Portfolio Navigator funds (and under the previous PN program, five static model portfolio investment options), ranging from conservative to aggressive. You may not use more than one investment option at a time.

If you initially allocate qualifying purchase payments to the DCA Fixed Account, when available (see “The DCA Fixed Account”), and you are participating in the PN program, we will make monthly transfers in accordance with your instructions from the DCA Fixed Account into the investment option or model portfolio you have chosen.

You may request a change to your fund of funds (or a transfer from your model portfolio to a fund of funds) up to twice per contract year by written request on an authorized form or by another method agreed to by us. If you make such a change, we may charge you a higher fee for your rider.

We reserve the right to change the terms and conditions of the PN program upon written notice to you. This includes but is not limited to the right to:

•	limit your choice of investment options based on the amount of your initial purchase payment;

•	cancel required participation in the program after 30 days written notice;

•	substitute a fund of funds for your model portfolio, if applicable, if permitted under applicable securities law; and

•	discontinue the PN program after 30 days written notice.

Risks. Asset allocation through the PN program does not guarantee that your contract will increase in value nor will it protect against a decline in value if market prices fall. By investing in a fund of funds, you may be able to reduce the volatility in your contract value, but there is no guarantee that this will happen. For additional information about the risks of investing in a Portfolio Navigator funds of funds, see funds of funds prospectus.

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Living benefits requiring participation in the PN program:

•	Accumulation Protector Benefit rider: You cannot terminate the Accumulation Protector Benefit rider. As long as the Accumulation Protector Benefit rider is in effect, your contract value must be invested in one of the PN program investment options. For contracts with applications signed on or after Jan. 26, 2009, you cannot select the Aggressive investment option, or transfer to the Aggressive investment option while the rider is in effect. The Accumulation Protector Benefit rider automatically ends at the end of the waiting period and you then have the option to cancel your participation in the PN program. At all other times, if you do not want to invest in any of the PN program investment options, you must terminate your contract by requesting a full withdrawal. Withdrawal charges and tax penalties may apply. Therefore, you should not select the Accumulation Protector Benefit rider if you do not intend to continue participating in the PN program (as it now exists or as we may modify it in the future) until the end of the waiting period.

•	Guarantor Withdrawal Benefit rider: The Guarantor Withdrawal Benefit rider requires that your contract value be invested in one of the PN program investment options for the life of the contract and because you cannot terminate the Guarantor Withdrawal Benefit rider once you have selected it, you must terminate your contract by requesting a full withdrawal if you do not want to invest in any of the PN program investment options. Withdrawal charges and tax penalties may apply. Therefore, you should not select the Guarantor Withdrawal Benefit rider if you do not intend to continue participating in the PN program (as it now exists or as we may modify it in the future) for the life of the contract.

•	Income Assurer Benefit rider: The Income Assurer Benefit rider requires that your contract value be invested in one of the PN program investment options for the life of the contract. You can terminate the Income Assurer Benefit rider during the 30-day period after the first rider anniversary and at any time after the expiration of the waiting period. At all other times you cannot terminate the Income Assurer Benefit rider once you have selected it and you must terminate your contract by requesting a full withdrawal if you do not want to invest in any of the PN program investment options. Withdrawal charges and tax penalties may apply. Therefore, you should not select the Income Assurer Benefit rider if you do not intend to continue participating in the PN program (as it now exists or as we may modify it in the future) for the life of the contract.

TRANSFERRING AMONG ACCOUNTS
The transfer rights discussed in this section do not apply while the PN program is in effect.

You may transfer contract value from any one subaccount, GPAs, the one-year fixed account, or to another subaccount before annuity payouts begin. Certain restrictions apply to transfers involving the GPAs and the one-year fixed account.

The date your request to transfer will be processed depends on when we receive it:

•	If we receive your transfer request at our corporate office in good order before the close of business, we will process your transfer using the accumulation unit value we calculate on the valuation date we received your transfer request.

•	If we receive your transfer request at our corporate office in good order at or after the close of business, we will process your transfer using the accumulation unit value we calculate on the next valuation date after we received your transfer request.

There is no charge for transfers. Before making a transfer, you should consider the risks involved in changing investments. Transfers out of the GPAs will be subject to an MVA if done more than 30 days before the end of the guarantee period.

We may suspend or modify transfer privileges at any time.

For information on transfers after annuity payouts begin, see “Transfer policies” below.

Transfer policies

•	Before annuity payouts begin, you may transfer contract values between the subaccounts, or from the subaccounts to the GPAs and the one-year fixed account at any time. However, if you made a transfer from the one-year fixed account to the subaccounts or the GPAs, you may not make a transfer from any subaccount or GPA back to the one-year fixed account for six months following that transfer. We reserve the right to further limit transfers to the one-year fixed account if the interest rate we are then currently crediting to the one-year fixed account is equal to the minimum interest rate stated in the contract.

•	You may transfer contract values from the one-year fixed account to the subaccounts or the GPAs once a year on or within 30 days before or after the contract anniversary (except for automated transfers, which can be set up at any time for certain transfer periods subject to certain minimums). Transfers from the one-year fixed account are not subject to an MVA. The amount of contract value transferred to the one-year fixed account cannot result in the value of the one-year fixed account being greater than 30% of the contract value. Transfers out of the one-year fixed account are limited to 30% of one-year fixed account values at the beginning of the contract year or $10,000, whichever is greater. Because of this limitation, it may take you several years to transfer all your contract value from the one-year fixed account. You should carefully consider whether the one-year fixed account meets your investment criteria before you invest. We reserve the right to further limit

 38  EVERGREEN NEW SOLUTIONS SELECT VARIABLE ANNUITY — PROSPECTUS

transfers to or from the one-year fixed account if the interest rate we are then crediting on new purchase payments allocated to the one-year fixed account is equal to the minimum interest rate stated in the contract.

•	You may transfer contract values from a GPA any time after 60 days of transfer or payment allocation to the account. Transfers made more than 30 days before the end of the guarantee period will receive an MVA, which may result in a gain or loss of contract value, unless an exception applies (see “The Guarantee Period Accounts (GPAs) — Market Value Adjustment (MVA)”).

•	If we receive your request on or within 30 days before or after the contract anniversary date, the transfer from the one-year fixed account to the GPAs will be effective on the valuation date we receive it.

•	If you select a variable annuity payout, once annuity payouts begin, you may make transfers once per contract year among the subaccounts and we reserve the right to limit the number of subaccounts in which you may invest.

•	Once annuity payouts begin, you may not make any transfers to the GPAs or the one-year fixed account.

Market Timing
Market timing can reduce the value of your investment in the contract. If market timing causes the returns of an underlying fund to suffer, contract value you have allocated to a subaccount that invests in that underlying fund will be lower too. Market timing can cause you, any joint owner of the contract and your beneficiary(ies) under the contract a financial loss.

Funds available as investment options under the contract that invest in securities that trade in overseas securities markets may be at greater risk of loss from market timing, as market timers may seek to take advantage of changes in the values of securities between the close of overseas markets and the close of U.S. markets. Also, the risks of market timing may be greater for underlying funds that invest in securities such as small cap stocks, high yield bonds, or municipal securities, that may be traded infrequently.

We seek to prevent market timing. Market timing is frequent or short-term trading activity. We do not accommodate short-term trading activities. Do not buy a contract if you wish to use short-term trading strategies to manage your investment. The market timing policies and procedures described below apply to transfers among the subaccounts within the contract. The underlying funds in which the subaccounts invest have their own market timing policies and procedures. The market timing policies of the underlying funds may be more restrictive than the market timing policies and procedures we apply to transfers among the subaccounts of the contract, and may include redemption fees. We reserve the right to modify our market timing policies and procedures at any time without prior notice to you.

Market timing may hurt the performance of an underlying fund in which a subaccount invests in several ways, including but not necessarily limited to:

•	diluting the value of an investment in an underlying fund in which a subaccount invests;

•	increasing the transaction costs and expenses of an underlying fund in which a subaccount invests; and,

•	preventing the investment adviser(s) of an underlying fund in which a subaccount invests from fully investing the assets of the fund in accordance with the fund’s investment objectives.

In order to help protect you and the underlying funds from the potentially harmful effects of market timing activity, we apply the following market timing policy to discourage frequent transfers of contract value among the subaccounts of the variable account:

We try to distinguish market timing from transfers that we believe are not harmful, such as periodic rebalancing for purposes of an asset allocation, dollar-cost averaging and asset rebalancing program that may be described in this prospectus. There is no set number of transfers that constitutes market timing. Even one transfer in related accounts may be market timing. We seek to restrict the transfer privileges of a contract owner who makes more than three subaccount transfers in any 90 day period. We also reserve the right to refuse any transfer request, if, in our sole judgment, the dollar amount of the transfer request would adversely affect unit values.

If we determine, in our sole judgment, that your transfer activity constitutes market timing, we may modify, restrict or suspend your transfer privileges to the extent permitted by applicable law, which may vary based on the state law that applies to your contract and the terms of your contract. These restrictions or modifications may include, but not be limited to:

•	requiring transfer requests to be submitted only by first-class U.S. mail;

•	not accepting hand-delivered transfer requests or requests made by overnight mail;

•	not accepting telephone or electronic transfer requests;

•	requiring a minimum time period between each transfer;

•	not accepting transfer requests of an agent acting under power of attorney;

•	limiting the dollar amount that you may transfer at any one time;

•	suspending the transfer privilege; or

EVERGREEN NEW SOLUTIONS SELECT VARIABLE ANNUITY — PROSPECTUS 39

•	modifying instructions under an automated transfer program to exclude a restricted fund if you do not provide new instructions.

Subject to applicable state law and the terms of each contract, we will apply the policy described above to all contract owners uniformly in all cases. We will notify you in writing after we impose any modification, restriction or suspension of your transfer rights.

We cannot guarantee that we will be able to identify and restrict all market timing activity. Because we exercise discretion in applying the restrictions described above, we cannot guarantee that we will be able to restrict all market timing activity. In addition, state law and the terms of some contracts may prevent us from stopping certain market timing activity. Market timing activity that we are unable to identify and/or restrict may impact the performance of the underlying funds and may result in lower contract values.

In addition to the market timing policy described above, which applies to transfers among the subaccounts within your contract, you should carefully review the market timing policies and procedures of the underlying funds. The market timing policies and procedures of the underlying funds may be materially different than those we impose on transfers among the subaccounts within your contract and may include mandatory redemption fees as well as other measures to discourage frequent transfers. As an intermediary for the underlying funds, we are required to assist them in applying their market timing policies and procedures to transactions involving the purchase and exchange of fund shares. This assistance may include, but not be limited to, providing the underlying fund upon request with your Social Security Number, Taxpayer Identification Number or other United States government-issued identifier, and the details of your contract transactions involving the underlying fund. An underlying fund, in its sole discretion, may instruct us at any time to prohibit you from making further transfers of contract value to or from the underlying fund, and we must follow this instruction. We reserve the right to administer and collect on behalf of an underlying fund any redemption fee imposed by an underlying fund. Market timing policies and procedures adopted by underlying funds may affect your investment in the contract in several ways, including but not limited to:

•	Each fund may restrict or refuse trading activity that the fund determines, in its sole discretion, represents market timing.

•	Even if we determine that your transfer activity does not constitute market timing under the market timing policies described above which we apply to transfers you make under the contract, it is possible that the underlying fund’s market timing policies and procedures, including instructions we receive from a fund may require us to reject your transfer request. For example, while we disregard transfers permitted under any asset allocation, dollar-cost averaging and asset rebalancing programs that may be described in this prospectus, we cannot guarantee that an underlying fund’s market timing policies and procedures will do so. Orders we place to purchase fund shares for the variable account are subject to acceptance by the fund. We reserve the right to reject without prior notice to you any transfer request if the fund does not accept our order.

•	Each underlying fund is responsible for its own market timing policies, and we cannot guarantee that we will be able to implement specific market timing policies and procedures that a fund has adopted. As a result, a fund’s returns might be adversely affected, and a fund might terminate our right to offer its shares through the variable account.

•	Funds that are available as investment options under the contract may also be offered to other intermediaries who are eligible to purchase and hold shares of the fund, including without limitation, separate accounts of other insurance companies and certain retirement plans. Even if we are able to implement a fund’s market timing policies, we cannot guarantee that other intermediaries purchasing that same fund’s shares will do so, and the returns of that fund could be adversely affected as a result.

For more information about the market timing policies and procedures of an underlying fund, the risks that market timing pose to that fund, and to determine whether an underlying fund has adopted a redemption fee, see that fund’s prospectus.

HOW TO REQUEST A TRANSFER OR WITHDRAWAL

 1 By letter

Send your name, contract number, Social Security Number or Taxpayer Identification Number* and signed request for a transfer or withdrawal to our corporate office:

RiverSource Life Insurance Company
829 Ameriprise Financial Center
Minneapolis, MN 55474

Minimum amount
Transfers or withdrawals:  $500 or entire account balance

 40  EVERGREEN NEW SOLUTIONS SELECT VARIABLE ANNUITY — PROSPECTUS

Maximum amount
Transfers or withdrawals:  Contract value or entire account balance

*	Failure to provide a Social Security Number or Taxpayer Identification Number may result in mandatory tax withholding on the taxable portion of the distribution.

 2 By automated transfers and automated partial withdrawals

Your investment professional can help you set up automated transfers among your GPAs, one-year fixed account or the subaccounts or automated partial withdrawals from the GPAs, one-year fixed account, DCA fixed account or the subaccounts.

You can start or stop this service by written request or other method acceptable to us.

You must allow 30 days for us to change any instructions that are currently in place.

•	Automated transfers from the one-year fixed account to any one of the subaccounts may not exceed an amount that, if continued, would deplete the one-year fixed account within 12 months.

•	Transfers out of the one-year fixed account are limited to 30% of the one-year fixed account values at the beginning of the contract year or $10,000, whichever is greater.

•	Automated withdrawals may be restricted by applicable law under some contracts.

•	You may not make additional purchase payments if automated partial withdrawals are in effect.

•	If the PN program is in effect, you are not allowed to set up automated transfers except in connection with a DCA Fixed Account (see “The Fixed Account — DCA Fixed Account” and “Making the Most of Your Contract — Portfolio Navigator Program”).

•	Automated partial withdrawals may result in income taxes and penalties on all or part of the amount withdrawn.

•	If you have a Guarantor Withdrawal Benefit rider, you may set up automated partial withdrawals up to the benefit available for withdrawal under the rider.

Minimum amount

Transfers or withdrawals:	$100 monthly
$250 quarterly, semiannually or annually

 3 By phone

Call:
1-800-333-3437

Minimum amount
Transfers or withdrawals:  $500 or entire account balance

Maximum amount
Transfers:                           Contract value or entire account balance
Withdrawals:                      $25,000

We answer telephone requests promptly, but you may experience delays when the call volume is unusually high. If you are unable to get through, use the mail procedure as an alternative.

We will honor any telephone transfer or withdrawal requests that we believe are authentic and we will use reasonable procedures to confirm that they are. This includes asking identifying questions and recording calls. We will not allow a telephone withdrawal within 30 days of a phoned-in address change. As long as we follow the procedures, we (and our affiliates) will not be liable for any loss resulting from fraudulent requests.

Telephone transfers and withdrawals are automatically available. You may request that telephone transfers and withdrawals not be authorized from your account by writing to us.

Withdrawals

You may withdraw all or part of your contract at any time before the retirement date by sending us a written request or calling us. If we receive your withdrawal request at our corporate office before the close of business, we will process your withdrawal using the accumulation unit value we calculate on the valuation date we received your withdrawal request. If we receive your withdrawal request at our corporate office at or after the close of business, we will process your withdrawal using the accumulation unit value we calculate on the next valuation date after we received your withdrawal request. We may ask you to return the contract. You may have to pay a contract administrative charge, withdrawal charges or any applicable optional rider charges (see “Charges”), federal income taxes and penalties. State and local income taxes may also apply (see “Taxes”). In

EVERGREEN NEW SOLUTIONS SELECT VARIABLE ANNUITY — PROSPECTUS 41

addition, purchase payment credits may be reversed. You cannot make withdrawals after annuity payouts begin except under Annuity Payout Plan E. (See “The Annuity Payout Period — Annuity Payout Plans.”)

Any partial withdrawals you take under the contract will reduce your contract value. As a result, the value of your death benefit or any optional benefits you have elected will also be reduced. If you have elected the Guarantor Withdrawal Benefit rider and your partial withdrawals in any contract year exceed the permitted withdrawal amount under the terms of the Guarantor Withdrawal Benefit rider, your benefits under the rider may be reduced (see “Optional Benefits”). Any partial withdrawal request that exceeds the amount allowed under the riders and impacts the guarantees provided will not be considered in good order until we receive a signed Benefit Impact Acknowledgement form showing the projected effect of the withdrawal on the rider benefits or a verbal acknowledgement that you understand and accept the impacts that have been explained to you.

In addition, withdrawals you are required to take to satisfy RMDs under the Code may reduce the value of certain death benefits and optional benefits (see “Taxes — Qualified Annuities — Required Minimum Distributions”).

WITHDRAWAL POLICIES
If you have a balance in more than one account and you request a partial withdrawal, we will automatically withdraw from all your subaccounts, GPAs and/or the one-year fixed account in the same proportion as your value in each account correlates to your total contract value, unless requested otherwise. After executing a partial withdrawal, the value in the one-year fixed account and each GPA and subaccount must be either zero or at least $50.

RECEIVING PAYMENT
By regular or express mail:

•	payable to you;

•	mailed to address of record.

NOTE: We will charge you a fee if you request express mail delivery.

Normally, we will send the payment within seven days after receiving your request in good order. However, we may postpone the payment if:

–	the withdrawal amount includes a purchase payment check that has not cleared;

–	the NYSE is closed, except for normal holiday and weekend closings;

–	trading on the NYSE is restricted, according to SEC rules;

–	an emergency, as defined by SEC rules, makes it impractical to sell securities or value the net assets of the accounts; or

–	the SEC permits us to delay payment for the protection of security holders.

TSA — Special Provisions

PARTICIPANTS IN TAX-SHELTERED ANNUITIES
If the contract is intended to be used in connection with an employer sponsored 403(b) plan, additional rules relating to this contract can be found in the annuity endorsement for tax sheltered 403(b) annuities. Unless we have made special arrangements with your employer, the contract is not intended for use in connection with an employer sponsored 403(b) plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). In the event that the employer either by affirmative election or inadvertent action causes contributions under a plan that is subject to ERISA to be made to this contract, we will not be responsible for any obligations and requirements under ERISA and the regulations thereunder, unless we have prior written agreement with the employer. You should consult with your employer to determine whether your 403(b) plan is subject to ERISA.

In the event we have a written agreement with your employer to administer the plan pursuant to ERISA, special rules apply as set forth in the TSA endorsement.

The employer must comply with certain nondiscrimination requirements for certain types of contributions under a TSA contract to be excluded from taxable income. You should consult your employer to determine whether the nondiscrimination rules apply to you.

The Code imposes certain restrictions on your right to receive early distributions from a TSA:

•	Distributions attributable to salary reduction contributions (plus earnings) made after Dec. 31, 1988, or to transfers or rollovers from other contracts, may be made from the TSA only if:

–	you are at least age 59 1/2;

–	you are disabled as defined in the Code;

 42  EVERGREEN NEW SOLUTIONS SELECT VARIABLE ANNUITY — PROSPECTUS

–	you severed employment with the employer who purchased the contract;

–	the distribution is because of your death;

–	the distribution is due to plan termination; or

–	you are a military reservist.

•	If you encounter a financial hardship (as provided by the Code), you may be eligible to receive a distribution of all contract values attributable to salary reduction contributions made after Dec. 31, 1988, but not the earnings on them.

•	Even though a distribution may be permitted under the above rules, it may be subject to IRS taxes and penalties (see “Taxes”)

•	The above restrictions on distributions do not affect the availability of the amount credited to the contract as of Dec. 31, 1988. The restrictions also do not apply to transfers or exchanges of contract value within the contract, or to another registered variable annuity contract or investment vehicle available through the employer.

Changing Ownership

You may change ownership of your nonqualified annuity at any time by completing a change of ownership form we approve and sending it to our office. The change will become binding on us when we receive and record it. We will honor any change of ownership request received in good order that we believe is authentic and we will use reasonable procedures to confirm authenticity. If we follow these procedures, we will not take any responsibility for the validity of the change.

If you have a nonqualified annuity, you may incur income tax liability by transferring, assigning or pledging any part of it. (See “Taxes.”)

If you have a qualified annuity, you may not sell, assign, transfer, discount or pledge your contract as collateral for a loan, or as security for the performance of an obligation or for any other purpose except as required or permitted by the Code. However, if the owner is a trust or custodian, or an employer acting in a similar capacity, ownership of the contract may be transferred to the annuitant.

Please consider carefully whether or not you wish to change ownership of your annuity contract. If you elected any optional contract features or riders, the new owner and annuitant will be subject to all limitations and/or restrictions of those features or riders just as if they were purchasing a new contract. If you have an Income Assurer Benefit and/or Benefit Protector Plus rider, the rider will terminate upon transfer of ownership of the annuity contract. The Accumulation Protector Benefit, and the Guarantor Withdrawal Benefit riders will continue upon transfer of ownership of your annuity contract. Continuance of the Benefit Protector is optional. (See “Optional Benefits.”)

Benefits in Case of Death

There are four death benefit options under your contract if you die before the retirement start date while this contract is in force. You must select one of the following death benefits:

•	ROP Death Benefit;

•	MAV Death Benefit;

•	5% Accumulation Death Benefit;

•	Enhanced Death Benefit.

If it is available in your state and if both you and the annuitant are 79 or younger at contract issue, you can elect any one of the above death benefits. If either you or the annuitant are 80 or older at contract issue, the ROP Death Benefit will apply. Once you elect a death benefit, you cannot change it. We show the death benefit that applies in your contract on your contract’s data page. The death benefit you select determines the mortality and expense risk fee that is assessed against the subaccounts. (See “Charges — Mortality and Expense Risk Fee.”)

Under each option, we will pay the death benefit, less any purchase payment credits subject to reversal, to your beneficiary upon the earlier of your death or the annuitant’s death. We will base the benefit paid on the death benefit coverage you chose when you purchased the contract. If a contract has more than one person as the owner, we will pay benefits upon the first to die of any owner or the annuitant.

Here are some terms that are used to describe the death benefits:

Adjusted partial withdrawals (calculated for ROP and MAV Death Benefits)	=	PW × DB CV

PW = the amount by which the contract value is reduced as a result of the partial withdrawal.

EVERGREEN NEW SOLUTIONS SELECT VARIABLE ANNUITY — PROSPECTUS 43

DB = the death benefit on the date of (but prior to) the partial withdrawal.

CV = contract value on the date of (but prior to) the partial withdrawal.

Maximum Anniversary Value (MAV): is zero prior to the first contract anniversary after the effective date of the rider. On the first contract anniversary after the effective date of the rider, we set the MAV as the greater of these two values:

(a) current contract value; or

(b) total purchase payments and any purchase payment credits applied to the contract minus adjusted partial withdrawals.

Thereafter, we increase the MAV by any additional purchase payments and any purchase payment credits and reduce the MAV by adjusted partial withdrawals. Every contract anniversary after that prior to the earlier of your or the annuitant’s 81st birthday, we compare the MAV to the current contract value and we reset the MAV to the higher amount.

5% Variable Account Floor: is the sum of the value of the GPAs, the one-year fixed account and the variable account floor. There is no variable account floor prior to the first contract anniversary. On the first contract anniversary, we establish the variable account floor as:

•	the amounts allocated to the subaccounts at issue increased by 5%;

•	plus any subsequent amounts allocated to the subaccounts;

•	minus adjusted transfers and partial withdrawals from the subaccounts.

Thereafter, we continue to add subsequent purchase payments and any purchase payment credits allocated to the subaccounts and subtract adjusted transfers and partial withdrawals from the subaccounts. On each contract anniversary after the first, through age 80, we add an amount to the variable account floor equal to 5% of the prior anniversary’s variable account floor. We stop adding this amount after you or the annuitant reach age 81.

5% variable account floor adjusted transfers or partial withdrawals	=	PWT × VAF SV

PWT	=	the amount by which the contract value in the subaccounts is reduced as a result of the partial withdrawal or transfer from the subaccounts.
VAF	=	variable account floor on the date of (but prior to) the transfer or partial withdrawal.
SV	=	value of the subaccounts on the date of (but prior to) the transfer of partial withdrawal.

The amount of purchase payments and any purchase payment credits withdrawn or transferred from any subaccount or fixed account (if applicable) or GPA account is calculated as (a) times (b) where:

(a)	is the amount of purchase payments and any purchase payment credits in the account or subaccount on the date of but prior to the current withdrawal or transfer; and

(b)	is the ratio of the amount of contract value transferred or withdrawn from the account or subaccount to the value in the account or subaccount on the date of (but prior to) the current withdrawal or transfer.

For contracts issued in New Jersey, the cap on the variable account floor is 200% of the sum of the purchase payments and any purchase payment credits allocated to the subaccounts that have not been withdrawn or transferred out of the subaccounts.

NOTE: The 5% variable account floor is calculated differently and is not the same value as the Income Assurer Benefit® 5% variable account floor.

RETURN OF PURCHASE PAYMENTS (ROP) DEATH BENEFIT

The ROP Death Benefit is the basic death benefit on the contract that will pay your beneficiaries no less than your purchase payments and any purchase payment credits, adjusted for withdrawals. If you or the annuitant die before annuity payouts begin and while this contract is in force, the death benefit will be the greater of these two values, minus any applicable rider charges:

1. contract value; or

2.	total purchase payments and any purchase payment credits applied to the contract minus adjusted partial withdrawals.

The ROP Death Benefit will apply unless you select one of the alternative death benefits described immediately below.

If available in your state and both you and the annuitant are age 79 or younger at contract issue, you may select one of the death benefits described below at the time you purchase your contract. The death benefits do not provide any additional benefit before the first contract anniversary and may not be appropriate for issue ages 75 to 79 because the benefit values may be limited after age 81. Be sure to discuss with your investment professional whether or not these death benefits are appropriate for your situation.

 44  EVERGREEN NEW SOLUTIONS SELECT VARIABLE ANNUITY — PROSPECTUS

MAXIMUM ANNIVERSARY VALUE (MAV) DEATH BENEFIT

The MAV Death Benefit provides that if you or the annuitant die while the contract is in force and before annuity payouts begin, the death benefit will be the greatest of these three values, minus any applicable rider charges:

1. contract value;

2.	total purchase payments and any purchase payment credits applied to the contract minus adjusted partial withdrawals; or

3.	the MAV on the date of death.

5% ACCUMULATION DEATH BENEFIT

The 5% Accumulation Death Benefit provides that if you or the annuitant die while the contract is in force and before annuity payouts begin, the death benefit will be the greatest of these three values, minus any applicable rider charges:

1. contract value;

2.	total purchase payments and any purchase payment credits applied to the contract minus adjusted partial withdrawals; or

3. the 5% variable account floor.

ENHANCED DEATH BENEFIT

The Enhanced Death Benefit provides that if you or the annuitant die while the contract is in force and before annuity payouts begin, the death benefit will be the greatest of these four values, minus any applicable rider charges:

1. contract value;

2.	total purchase payments and any purchase payment credits applied to the contract minus adjusted partial withdrawals;

3. the MAV on the date of death; or

4. the 5% variable account floor.

For an example of how each death benefit is calculated, see Appendix D.

IF YOU DIE BEFORE YOUR RETIREMENT DATE
When paying the beneficiary, we will process the death claim on the valuation date our death claim requirements are fulfilled. We will determine the contract’s value using the accumulation unit value we calculate on that valuation date. We pay interest, if any, at a rate no less than required by law. We will mail payment to the beneficiary within seven days after our death claim requirements are fulfilled.

Nonqualified annuities
If your spouse is sole beneficiary and you die before the retirement date, your spouse may keep the contract as owner with the contract value equal to the death benefit that would otherwise have been paid. To do this your spouse must give us written instructions to continue the contract as owner. There will be no withdrawal charges on the contract from that point forward unless additional purchase payments are made. If you elected any optional contract features or riders, your spouse and the new annuitant (if applicable) will be subject to all limitations and/or restrictions of those features or riders just as if they were purchasing a new contract. The Income Assurer Benefit and Benefit Protector Plus riders, if selected, will terminate. The Accumulation Protector Benefit and Guarantor Withdrawal Benefit riders, if selected, will continue. Continuance of the Benefit Protector rider is optional. (See “Optional Benefits.”)

If your beneficiary is not your spouse, we will pay the beneficiary in a single sum unless you give us other written instructions. Generally, we must fully distribute the death benefit within five years of your death. However, the beneficiary may receive payouts under any annuity payout plan available under this contract if:

•	the beneficiary asks us in writing within 60 days after the day on which all documents have been received that prove your death has occurred; and

•	payouts begin no later than one year after your death, or other date as permitted by the IRS; and

•	the payout period does not extend beyond the beneficiary’s life or life expectancy.

Qualified annuities

•	Spouse beneficiary: If you have not elected an annuity payout plan, and if your spouse is the sole beneficiary, your spouse may either elect to treat the contract as his/her own, so long as he or she is eligible to do so, or elect an annuity payout plan or another plan agreed to by us. If your spouse elects a payout option, the payouts must begin no later than the year in

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which you would have reached age 70 1/2. If you attained age 70 1/2 at the time of death, payouts must begin no later than Dec. 31 of the year following the year of your death.

Your spouse may elect to assume ownership of the contract at any time before annuity payouts begin. If your spouse elects to assume ownership of the contract, the contract value will be equal to the death benefit that would otherwise have been paid. There will be no withdrawal charges on the contract from that point forward unless additional purchase payments are made. If you elected any optional contract features or riders, your spouse and the new annuitant (if applicable) will be subject to all limitations and/or restrictions of those features or riders just as if they were purchasing a new contract. The Income Assurer Benefit and the Benefit Protector Plus riders, if selected, will terminate. The Accumulation Protector Benefit rider and Guarantor Withdrawal Benefit riders, if selected, will continue. Continuance of the Benefit Protector is optional. (See “Optional Benefits.”)

•	Non-spouse beneficiary: If you have not elected an annuity payout plan, and if death occurs prior to the year you would have attained age 70 1/2, the beneficiary may elect to receive payouts from the contract over a five year period. If your beneficiary does not elect a five year payout or if your death occurs after attaining age 70 1/2, we will pay the beneficiary in a single sum unless the beneficiary elects to receive payouts under any payout plan available under this contract if:

•	the beneficiary asks us in writing within 60 days after the day on which all documents have been received that prove your death has occurred; and

•	payouts begin no later than one year following the year of your death; and

•	the payout period does not extend beyond the beneficiary’s life or life expectancy.

If a beneficiary elects an alternative payment plan which is an inherited IRA, all optional death benefits and living benefits will terminate. In the event of your beneficiary’s death, their beneficiary can elect to take a lump sum payment or to continue the alternative payment plan following the schedule of minimum withdrawals established based on the life expectancy of your beneficiary.

•	Annuity payout plan: If you elect an annuity payout plan which guarantees payouts to a beneficiary after your death, the payouts to your beneficiary will continue pursuant to the annuity payout plan you elect.

Optional Benefits

ACCUMULATION PROTECTOR BENEFIT RIDER
The Accumulation Protector Benefit rider is an optional benefit that you may select for an additional charge. The Accumulation Protector Benefit rider may provide a guaranteed contract value at the end of the specified waiting period on the benefit date, but not until then, under the following circumstances:

On the benefit date, if:	Then your Accumulation Protector Benefit rider benefit is:
The Minimum Contract Accumulation Value (defined below) as determined under the Accumulation Protector Benefit rider is greater than your contract value,	The contract value is increased on the benefit date to equal the Minimum Contract Accumulation Value as determined under the Accumulation Protector Benefit rider on the benefit date.
The contract value is equal to or greater than the Minimum Contract Accumulation Value as determined under the Accumulation Protector Benefit rider,	Zero; in this case, the Accumulation Protector Benefit rider ends without value and no benefit is payable.

If the contract value falls to zero as the result of adverse market performance or the deduction of fees and/or charges at any time during the waiting period and before the benefit date, the contract and all riders, including the Accumulation Protector Benefit rider will terminate without value and no benefits will be paid. Exception: If you are still living on the benefit date, we will pay you an amount equal to the Minimum Contract Accumulation Value as determined under the Accumulation Protector Benefit rider on the valuation date your contract value reached zero.

If this rider is available in your state, you may elect the Accumulation Protector Benefit rider at the time you purchase your contract and the rider effective date will be the contract issue date. The Accumulation Protector Benefit rider may not be terminated once you have elected it except as described in the “Terminating the Rider” section below. An additional charge for the Accumulation Protector Benefit rider will be assessed annually during the waiting period. The rider ends when the waiting period expires and no further benefit will be payable and no further fees for the rider will be deducted.
After the waiting period, you have the following options:

•	Continue your contract;

•	Take partial withdrawals or make a full withdrawal; or

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•	Annuitize your contract.

The Accumulation Protector Benefit rider may not be purchased with the optional Guarantor Withdrawal Benefit rider or any Income Assurer Benefit rider.

The Accumulation Protector Benefit may not be available in all states.

You should consider whether an Accumulation Protector Benefit rider is appropriate for you because:

•	you must participate in the PN program and you must be invested in one of the available investment options. This requirement limits your choice of investments. This means you will not be able to allocate contract value to all of the subaccounts, GPAs or the one-year fixed account that are available under the contract to contract owners who do not elect this rider. (See “Making the Most of Your Contract — Asset Allocation Program” and “Portfolio Navigator Program.”);

•	you may not make additional purchase payments to your contract during the waiting period after the first 180 days immediately following the effective date of the Accumulation Protector Benefit rider;

•	if you purchase this annuity as a qualified annuity, for example, an IRA, you may need to take partial withdrawals from your contract to satisfy the minimum distribution requirements of the Code (see “Taxes — Qualified Annuities — Required Minimum Distributions”). Partial withdrawals, including those used to satisfy RMDs, will reduce any potential benefit that the Accumulation Protector Benefit rider provides. You should consult your tax advisor if you have any questions about the use of this rider in your tax situation;

•	if you think you may withdraw all of your contract value before you have held your contract with this benefit rider attached for 10 years, or you are considering selecting an annuity payout option within 10 years of the effective date of your contract, you should consider whether this optional benefit is right for you. You must hold the contract a minimum of 10 years from the effective date of the Accumulation Protector Benefit rider, which is the length of the waiting period under the Accumulation Protector Benefit rider, in order to receive the benefit, if any, provided by the Accumulation Protector Benefit® rider. In some cases, as described below, you may need to hold the contract longer than 10 years in order to qualify for any benefit the Accumulation Protector Benefit rider may provide;

•	the 10 year waiting period under the Accumulation Protector Benefit rider will restart if you exercise the Elective Step Up Option (described below) or your surviving spouse exercises the spousal continuation Elective Step Up (described below); and

•	the 10 year waiting period under the Accumulation Protector Benefit rider may be restarted if you elect to change your PN program model portfolio or investment option to one that causes the Accumulation Protector Benefit rider charge to increase (see “Charges”).

Be sure to discuss with your investment professional whether a Accumulation Protector Benefit rider is appropriate for your situation.

Here are some general terms that are used to describe the operation of the Accumulation Protector Benefit:

Benefit Date: This is the first valuation date immediately following the expiration of the waiting period.

Minimum Contract Accumulation Value (MCAV): An amount calculated under the Accumulation Protector Benefit rider. The contract value will be increased to equal the MCAV on the benefit date if the contract value on the benefit date is less than the MCAV on the benefit date.

Adjustments for Partial Withdrawals: The adjustment made for each partial withdrawal from the contract is equal to the amount derived from multiplying (a) and (b) where:

(a)	is 1 minus the ratio of the contract value on the date of (but immediately after) the partial withdrawal to the contract value on the date of (but immediately prior to) the partial withdrawal; and

(b)	is the MCAV on the date of (but immediately prior to) the partial withdrawal.

Waiting Period: The waiting period for the rider is 10 years.

We reserve the right to restart the waiting period on the latest contract anniversary if you change your PN program investment option (or change from a PN program model portfolio to a fund of funds) after we have exercised our rights to increase the rider charge for new contract owners, or if you change your asset allocation investment option after we have exercised our rights to charge a separate charge for each model.

Your initial MCAV is equal to your initial purchase payment and any purchase payment credit. It is increased by the amount of any subsequent purchase payments and any purchase payment credits received within the first 180 days that the rider is effective. It is reduced by adjustments for any partial withdrawals made during the waiting period.

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Automatic Step Up
On each contract anniversary after the effective date of the rider, the MCAV will be set to the greater of:

1. 80% of the contract value on the contract anniversary; or

2. the MCAV immediately prior to the automatic step up.

The automatic step up does not create contract value, guarantee the performance of any investment option, or provide a benefit that can be withdrawn or paid upon death. Rather, the automatic step up is an interim calculation used to arrive at the final MCAV, which is used to determine whether a benefit will be paid under the rider on the benefit date.

The automatic step up of the MCAV does not restart the waiting period or increase the charge (although the total fee for the rider may increase).

Elective Step Up Option
Within thirty days following each contract anniversary after the rider effective date, but prior to the benefit date, you may notify us in writing that you wish to exercise the annual elective step up option. You may exercise this elective step up option only once per contract year during this 30 day period. If your contract value on the valuation date we receive your written request to step up is greater than the MCAV on that date, your MCAV will increase to 100% of that contract value.

We may increase the fee for your rider (see “Charges — Accumulation Protector Benefit Rider Charge”). The revised fee would apply to your rider if you exercise the annual elective step up, your MCAV is increased as a result, and the revised fee is higher than your annual rider fee before the elective step up. Elective step ups will also result in a restart of the waiting period as of the most recent contract anniversary.

The elective step up does not create contract value, guarantee the performance of any investment option, or provide a benefit that can be withdrawn or paid upon death. Rather, the elective step up is an interim calculation used to arrive at the final MCAV, which is used to determine whether a benefit will be paid under the rider on the benefit date.

The elective step up option is not available to non-spouse beneficiaries that continue the contract during the waiting period.

Spousal Continuation
If a spouse chooses to continue the contract under the spousal continuation provision, the rider will continue as part of the contract. Once, within the thirty days following the date of spousal continuation, the spouse may choose to exercise an elective step up. The spousal continuation elective step up is in addition to the annual elective step up. If the contract value on the valuation date we receive the written request to exercise this option is greater than the MCAV on that date, we will increase the MCAV to that contract value. If the MCAV is increased as a result of the elective step up and we have increased the charge for the Accumulation Protector Benefit rider, the spouse will pay the charge that is in effect on the valuation date we receive their written request to step up. In addition, the waiting period will restart as of the most recent contract anniversary.

Terminating the Rider
The rider will terminate under the following conditions:

The rider will terminate before the benefit date without paying a benefit on the date:

•	you take a full withdrawal; or

•	annuitization begins; or

•	the contract terminates as a result of the death benefit being paid.

The rider will terminate on the benefit date.

For an example, see Appendix E.

GUARANTOR WITHDRAWAL BENEFIT RIDER
The Guarantor Withdrawal Benefit rider is an optional benefit that you may select for an additional annual charge if:

•	your contract application was signed on or after April 29, 2005(1),(2);

•	you and the annuitant are 79 or younger on the date the contract is issued.

(1)	The Guarantor Withdrawal Benefit rider is not available under an inherited qualified annuity.
(2)	In previous disclosures, we have referred to this rider as Rider A. We also offered an earlier version of this rider, previously referred to as Rider B. See Appendix F for information regarding Rider B which is no longer offered. See the rider attached to your contract for the actual terms of the benefit you purchased.

You must elect the Guarantor Withdrawal Benefit rider when you purchase your contract (original rider). This benefit may not be available in your state. The original rider you receive at contract issue offers an elective annual step-up and any withdrawal after a step up during the first three years is considered an excess withdrawal, as described below. The rider effective date of the original rider is the contract issue date.

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We will offer you the option of replacing the original rider with a new Guarantor Withdrawal Benefit (enhanced rider), if available in your state. The enhanced rider offers an automatic annual step-up and a withdrawal after a step up during the first three years is not necessarily an excess withdrawal, as described below. The effective date of the enhanced rider will be the contract issue date except for the automatic step-up which will apply to contract anniversaries that occur after you accept the enhanced rider. The descriptions below apply to both the original and enhanced riders unless otherwise noted.

The Guarantor Withdrawal Benefit initially provides a guaranteed minimum withdrawal benefit that gives you the right to take limited partial withdrawals in each contract year that over time will total an amount equal to your purchase payments plus any purchase payment credits. Certain withdrawals and step ups, as described below, can cause the initial guaranteed withdrawal benefit to change. The guarantee remains in effect if your partial withdrawals in a contract year do not exceed the allowed amount. As long as your withdrawals in each contract year do not exceed the allowed amount, you will not be assessed a withdrawal charge. Under the original rider, the allowed amount is the Guaranteed Benefit Payment (GBP — the amount you may withdraw under the terms of the rider in each contract year, subject to certain restrictions prior to the third contract anniversary, as described below). Under the enhanced rider, the allowed amount is equal to 7% of purchase payments and purchase payment credits for the first three years, and the GBP in all other years.

If you withdraw an amount greater than the allowed amount in a contract year, we call this an “excess withdrawal” under the rider. If you make an excess withdrawal under the rider:

•	withdrawal charges, if applicable, will apply only to the amount of the withdrawal that exceeds the allowed amount;

•	the guaranteed benefit amount will be adjusted as described below; and

•	the remaining benefit amount will be adjusted as described below.

For a partial withdrawal that is subject to a withdrawal charge, the amount we actually deduct from your contract value will be the amount you request plus any applicable withdrawal charge (see “Charges — Withdrawal Charge”). Market value adjustments, if applicable, will also be made (see “Guarantee Period Accounts (GPAs) — Market Value Adjustment”). We pay you the amount you request. Any partial withdrawals you take under the contract will reduce the value of the death benefits (see “Benefits in Case of Death”). Upon full withdrawal of the contract, you will receive the remaining contract value less any applicable charges (see “Withdrawals”).
Once elected, the Guarantor Withdrawal Benefit rider may not be cancelled and the fee will continue to be deducted until the contract is terminated, the contract value reduces to zero (described below) or annuity payouts begin. If you select the Guarantor Withdrawal Benefit rider, you may not select an Income Assurer Benefit rider or the Accumulation Protector Benefit rider. If you exercise the annual step up election (see “Elective Step Up” and “Annual Step Up” below), the special spousal continuation step up election (see “Spousal Continuation and Special Spousal Continuation Step Up” below) or change your Portfolio Navigator model portfolio, the rider charge may change (see “Charges”).

You should consider whether the Guarantor Withdrawal Benefit is appropriate for you because:

•	Use of Portfolio Navigator Program Required: If you selected this Guarantor Withdrawal Benefit rider before May 1, 2006, you must participate in the asset allocation program (see “Making the Most of Your Contract — Asset Allocation Program”), however, you may have elected to participate in the Portfolio Navigator program after May 1, 2006. The Portfolio Navigator program and the asset allocation program limit your choice of investments. This means you will not be able to allocate contract value to all of the subaccounts, GPAs or the one-year fixed account that are available under the contract to contract owners who do not elect this rider. (See “Making the Most of Your Contract — Asset Allocation Program and Portfolio Navigator Program.”);

•	Tax Considerations for Non-Qualified Annuities: Withdrawals are taxable income to the extent of earnings. Withdrawals of earnings before age 59 1/2 may also incur a 10% IRS early withdrawal penalty.

•	Tax Considerations for Qualified Annuities: Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract (see “Taxes — Qualified Annuities — Required Minimum Distributions”). If you have a qualified annuity, you may need to take an RMD. If you make a withdrawal in any contract year to satisfy an RMD, this may constitute an excess withdrawal, as defined below, and the excess withdrawal procedures described below will apply. Under the terms of the enhanced rider, we allow you to satisfy the RMD based on the life expectancy RMD for your contract and the requirements of the Code and regulations in effect when you purchase your contract, without the withdrawal being treated as an excess withdrawal. It is our current administrative practice to make the same accommodation under the original rider, however, we reserve the right to modify our administrative practice and will give you 30 days’ written notice of any such change. See Appendix G for additional information. RMD rules follow the calendar year which most likely does not coincide with your contract year and therefore may limit when you can take your RMD and not be subject to excess withdrawal processing. You should consult your tax advisor before you select this optional rider if you have any questions about the use of this rider in your tax situation;

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•	Limitations on TSAs: Your right to take withdrawals is restricted if your contract is a TSA (see “TSA — Special Provisions”). Therefore, the Guarantor Withdrawal Benefit rider may be of limited value to you. You should consult your tax advisor before you select this optional rider if you have any questions about the use of this rider in your tax situation;

•	Limitations on Purchase Payments: We reserve the right to limit the cumulative amount of purchase payments. For current purchase payment restrictions, please see “Buying Your Contract — Purchase Payments”.

•	Interaction with the Total Free Amount (TFA) contract provision: The TFA is the amount you are allowed to withdraw in each contract year without incurring a withdrawal charge (see “Charges — Withdrawal Charge”). The TFA may be greater than GBP under this rider. Any amount you withdraw under the contract’s TFA provision that exceeds the GBP is subject to the excess withdrawal procedures for the GBA and RBA described below.

The terms “Guaranteed Benefit Amount” and “Remaining Benefit Amount” are described below. Each is used in the operation of the GBP, the RBP, the elective step up, the annual step up, the special spousal continuation step up and the Guarantor Withdrawal Benefit annuity payout option.

Guaranteed Benefit Amount
The Guaranteed Benefit Amount (GBA) is equal to the initial purchase payment, plus any purchase payment credits, adjusted for subsequent purchase payments, any purchase payment credits, partial withdrawals in excess of the GBP, and step ups. The maximum GBA is $5,000,000.

The GBA is determined at the following times:

•	At contract issue — the GBA is equal to the initial purchase payment, plus any purchase payment credit;

•	When you make additional purchase payments — each additional purchase payment plus any purchase payment credit has its own GBA equal to the amount of the purchase payment plus any purchase payment credit. The total GBA when an additional purchase payment and purchase payment credit are added is the sum of the individual GBAs immediately prior to the receipt of the additional purchase payment, plus the GBA associated with the additional purchase payment;

•	At step up — (see “Elective Step Up” and “Annual Step Up” headings below).

•	When you make a partial withdrawal:

a)	and all of your withdrawals in the current contract year, including the current withdrawal, are less than or equal to the GBP — the GBA remains unchanged. If the partial withdrawal is taken during the first three years, the GBA and the GBP are calculated after the reversal of any prior step ups;

b)	and all of your withdrawals in the current contract year, including the current withdrawal, are greater than the GBP — the following excess withdrawal procedure will be applied to the GBA. If the partial withdrawal is taken during the first three years, the GBA and the GBP are calculated after the reversal of any prior step ups:

c)	under the original rider in a contract year after a step up but before the third contract anniversary — the following excess withdrawal procedure will be applied to the GBA. If the partial withdrawal is taken during the first three years, the GBA and the GBP are calculated after the reversal of any prior step ups;

GBA EXCESS WITHDRAWAL PROCEDURE
The total GBA will automatically be reset to the lesser of (a) the total GBA immediately prior to the withdrawal; or (b) the contract value immediately following the withdrawal. If there have been multiple purchase payments, each payment’s GBA after the withdrawal will be reset to equal that payment’s RBA after the withdrawal plus (a) times (b), where:

(a)	is the ratio of the total GBA after the withdrawal less the total RBA after the withdrawal to the total GBA before the withdrawal less the total RBA after the withdrawal; and

(b)	is each payment’s GBA before the withdrawal less that payment’s RBA after the withdrawal.

Remaining Benefit Amount
The remaining benefit amount (RBA) at any point is the total guaranteed amount available for future partial withdrawals. The maximum RBA is $5,000,000.

The RBA is determined at the following times:

•	At contract issue — the RBA is equal to the initial purchase payment plus any purchase payment credit;

•	When you make additional purchase payments — each additional purchase payment plus any purchase payment credit has its own RBA equal to the amount of the purchase payment plus any purchase payment credit. The total RBA when an additional purchase payment and purchase payment credit are added is the sum of the individual RBAs immediately prior to the receipt of the additional purchase payment, plus the RBA associated with the additional payment;

•	At step up — (see “Elective Step Up” and “Annual Step Up” headings below).

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•	When you make a partial withdrawal:

a)	and all of your withdrawals in the current contract year, including the current withdrawal, are less than or equal to the GBP — the RBA becomes the RBA immediately prior to the partial withdrawal, less the partial withdrawal. If the partial withdrawal is taken during the first three years, the RBA and the GBP are calculated after the reversal of any prior step ups;

b)	and all of your withdrawals in the current contract year, including the current withdrawal, are greater than the GBP — the following excess withdrawal procedure will be applied to the RBA. If the partial withdrawal is taken during the first three years, the RBA and the GBP are calculated after the reversal of any prior step ups;

c)	under the original rider after a step up but before the third contract anniversary — the following excess withdrawal procedure will be applied to the RBA. If the partial withdrawal is taken during the first three years, the RBA and the GBP are calculated after the reversal of any prior step ups;

RBA EXCESS WITHDRAWAL PROCEDURE
The RBA will automatically be reset to the lesser of (a) the contract value immediately following the withdrawal, or (b) the RBA immediately prior to the withdrawal, less the amount of the withdrawal.

If there have been multiple purchase payments, any reduction of the RBA will be taken out of each payment’s RBA in the following manner:

The withdrawal amount up to the remaining benefit payment (defined below) is taken out of each RBA bucket in proportion to its remaining benefit payment at the time of the withdrawal; and the withdrawal amount above the remaining benefit payment and any amount determined by the excess withdrawal procedure are taken out of each RBA bucket in proportion to its RBA at the time of the withdrawal.

Guaranteed Benefit Payment
Under the original rider, the GBP is the amount you may withdraw under the terms of the rider in each contract year, subject to certain restrictions prior to the third anniversary (see “Elective Step Up” below). The GBP is equal to 7% of the GBA.

Under the enhanced rider, the GBP is the withdrawal amount that you are entitled to take each contract year after the third anniversary until the RBA is depleted. The GBP is the lesser of (a) 7% of the GBA; or (b) the RBA.

Under both the original and enhanced riders, if you withdraw less than the GBP in a contract year, there is no carry over to the next contract year.

Remaining Benefit Payment
Under the original rider, at the beginning of each contract year, the remaining benefit payment (RBP) is set as the lesser of (a) the GBP, or (b) the RBA.

Under the enhanced rider, at the beginning of each contract year, during the first three years and prior to any withdrawal, the RBP for each purchase payment is set equal to that purchase payment plus any purchase payment credit, multiplied by 7%. At the beginning of any other contract year, each individual RBP is set equal to each individual GBP.

Each additional purchase payment has its own RBP established equal to that payment’s GBP. The total RBP is equal to the sum of the individual RBPs.

Whenever a partial withdrawal is made, the RBP equals the RBP immediately prior to the partial withdrawal less the amount of the partial withdrawal, but not less than zero.

Elective Step Up (under the original rider only)
You have the option to increase the RBA, the GBA, the GBP and the RBP beginning with the first contract anniversary. An annual elective step up option is available for 30 days after the contract anniversary. The elective step up option allows you to step up the remaining benefit amount and guaranteed benefit amount to the contract value on the valuation date we receive your written request to step up.

The elective step up is subject to the following rules:

•	If you do not take any withdrawals during the first three contract years, you may step up annually beginning with the first contract anniversary;

•	If you take any withdrawals during the first three contract years, the annual elective step up will not be available until the third contract anniversary;

•	If you step up on the first or second contract anniversary but then take a withdrawal prior to the third contract anniversary, you will lose any prior step ups and the withdrawal will be considered an excess withdrawal subject to the GBA and RBA

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excess withdrawal procedures discussed under the “Guaranteed Benefit Amount” and “Remaining Benefit Amount” headings above; and

•	You may take withdrawals on or after the third contract anniversary without reversal of previous step ups.

You may only step up if your contract value on the valuation date we receive your written request to step up is greater than the RBA. The elective step up will be determined as follows:

•	The effective date of the elective step up is the valuation date we receive your written request to step up.

•	The RBA will be increased to an amount equal to the contract value on the valuation date we receive your written request to step up.

•	The GBA will be increased to an amount equal to the greater of (a) the GBA immediately prior to the elective step up; or (b) the contract value on the valuation date we receive your written request to step up.

•	The GBP will be increased to an amount equal to the greater of (a) the GBP immediately prior to the elective step up; or (b) 7% of the GBA after the elective step up.

•	The RBP will be increased to the lesser of (a) the RBA after the elective step up; or (b) the GBP after the elective step up less any withdrawals made during that contract year.

You may elect a step up only once each contract year within 30 days after the contract anniversary. Once a step up has been elected, another step up may not be elected until the next contract anniversary.

Annual Step Up (under the enhanced rider only)
Beginning with the first contract anniversary after you accept the enhanced rider, an increase of the RBA, the GBA, the GBP and the RBP may be available. A step up does not create contract value, guarantee performance of any investment options, or provide a benefit that can be withdrawn or paid upon death. Rather, a step up determines the current values of the GBA, RBA, GBP, and RBP, and may extend the payment period or increase allowable payment.

The annual step up is subject to the following rules:

•	The annual step up is available when the RBA would increase on the step up date. The applicable step up date depends on whether the annual step up is applied on an automatic or elective basis.

•	If the application of the step does not increase the rider charge, the annual step up will be automatically applied to your contract and the step up date is the contract anniversary date.

•	If the application of the step up would increase the rider charge, the annual step up is not automatically applied. Instead, you have the option to step up for 30 days after the contract anniversary. If you exercise the elective annual step up option, you will pay the rider charge in effect on the step up date. If you wish to exercise the elective annual step up option, we must receive a request from you or your investment professional. The step up date is the date we receive your request to step up. If your request is received after the close of business, the step up date will be the next valuation day.

•	Only one step up is allowed each contract year.

•	If you take any withdrawals during the first three contract years, any previously applied step ups will be reversed and the annual step up will not be available until the third contract anniversary;

•	You may take withdrawals on or after the third contract anniversary without reversal of previous step ups.

The annual step up will be determined as follows:

•	The RBA will be increased to an amount equal to the contract value on the step up date.

•	The GBA will be increased to an amount equal to the greater of (a) the GBA immediately prior to the annual step up; or (b) the contract value on the step up date.

•	The GBP will be calculated as described earlier, but based on the increased GBA and RBA.

•	The RBP will be reset as follows:

(a)	Prior to any withdrawals during the first three years, the RBP will not be affected by the step up.

(b)	At any other time, the RBP will be reset as the increased GBP less all prior withdrawals made during the current contract year, but never less than zero.

Spousal Continuation and Special Spousal Continuation Step Up
If a surviving spouse elects to continue the contract, this rider also continues. The spousal continuation step up is in addition to the elective step up or the annual step up. When a spouse elects to continue the contract, any rider feature processing particular to the first three years of the contract as described in this prospectus no longer applies. The GBA, RBA and GBP values remain unchanged. The RBP is automatically reset to the GBP less all prior withdrawals made in the current contract year, but not less than zero.

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A surviving spouse may elect a spousal continuation step up by written request within 30 days following the spouse’s election to continue the contract. This step up may be made even if withdrawals have been taken under the contract during the first three years. Under this step up, the RBA will be reset to the greater of the RBA or the contract value on the valuation date we receive the spouse’s written request to step up; the GBA will be reset to the greater of the GBA or the contract value on the same valuation date. If a spousal continuation step up is elected and we have increased the charge for the rider for new contract owners, the spouse will pay the charge that is in effect on the valuation date we receive the written request to step up.

It is our current administrative practice to process the spousal continuation step up as described in the next paragraph; however, we reserve the right to discontinue our administrative practice and will give you 30 days’ written notice of any such change.

At the time of spousal continuation, a step-up may be available. All annual step-up rules (see “Annual Step-Up” heading above), other than those that apply to the waiting period, also apply to the spousal continuation step-up. If the spousal continuation step-up is processed automatically, the step-up date is the valuation date spousal continuation is effective. If not, the spouse must elect the step up and must do so within 30 days of the spousal continuation date. If the spouse elects the spousal continuation step up, the step-up date is the valuation date we receive the spouse’s written request to step-up if we receive the request by the close of business on that day, otherwise the next valuation date.

Guaranteed Withdrawal Benefit Annuity Payout Option
Several annuity payout plans are available under the contract. As an alternative to these annuity payout plans, a fixed annuity payout option is available under the Guarantor Withdrawal Benefit.

Under this option the amount payable each year will be equal to the remaining schedule of GBPs, but the total amount paid over the life of the annuity will not exceed the current total RBA at the time you begin this fixed annuity option. These annualized amounts will be paid in the frequency that you elect. The frequencies will be among those offered by us at that time but will be no less frequent than annually. If, at the death of the owner, total payments have been made for less than the RBA, the remaining payments will be paid to the beneficiary (see “The Annuity Payout Period” and “Taxes”).

This annuity payout option may also be elected by the beneficiary of a contract as a settlement option. Whenever multiple beneficiaries are designated under the contract, each such beneficiary’s share of the proceeds if they elect this option will be in proportion to their applicable designated beneficiary percentage. Beneficiaries of nonqualified contracts may elect this settlement option subject to the distribution requirements of the contract. We reserve the right to adjust the remaining schedule of GBPs if necessary to comply with the Code.

If Contract Value Reduces to Zero
If the contract value reduces to zero and the RBA remains greater than zero, the following will occur:

•	you will be paid according to the annuity payout option described above;

•	we will no longer accept additional purchase payments;

•	you will no longer be charged for the rider;

•	any attached death benefit riders will terminate; and

•	the death benefit becomes the remaining payments under the annuity payout option described above.

If the contract value falls to zero and the RBA is depleted, the Guarantor Withdrawal Benefit rider and the contract will terminate.

For an example, see Appendix H.

INCOME ASSURER BENEFIT RIDERS
There are three optional Income Assurer Benefit riders available under your contract:

•	Income Assurer Benefit – MAV;

•	Income Assurer Benefit – 5% Accumulation Benefit Base; or

•	Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base.

The Income Assurer Benefit riders are intended to provide you with a guaranteed minimum income regardless of the volatility inherent in the investments in the subaccounts. The riders benchmark the contract growth at each anniversary against several comparison values and set the guaranteed income benefit base (described below) equal to the largest value. The guaranteed income benefit base, less any applicable premium tax, is the value we apply to the guaranteed annuity purchase rates stated in Table B of the contract to calculate the minimum annuity payouts you will receive if you exercise the rider. If the guaranteed income benefit base is greater than the contract value, the guaranteed income benefit base may provide a higher annuity payout level than is otherwise available. However, the riders use guaranteed annuity purchase rates which may result in annuity payouts that are less than those using the annuity purchase rates that we may apply at annuitization under the standard contract provisions. Therefore, the level of income provided by the riders may be less than the contract otherwise provides. If the annuity payouts through the standard contract provisions are more favorable than the payouts available through the riders,

EVERGREEN NEW SOLUTIONS SELECT VARIABLE ANNUITY — PROSPECTUS 53

you will receive the higher standard payout option. The guaranteed income benefit base does not create contract value or guarantee the performance of any investment option.

The general information in this section applies to each Income Assurer Benefit rider. This section is followed by a description of each specific Income Assurer Benefit rider and how it is calculated.

You should consider whether an Income Assurer Benefit rider is appropriate for you because:

•	you must participate in the PN program (see “Making the Most of Your Contract — Asset Allocation Program”), however, you may have elected to participate in the PN program after May 1, 2006 (see “Making the Most of Your Contract — Portfolio Navigator Program”). The PN program and the asset allocation program limit your choice of investments. This means you will not be able to allocate contract value to all of the subaccounts, GPAs or the one-year fixed account that are available under the contract to other contract owners who do not elect this rider.

•	if you are purchasing the contract as a qualified annuity, such as an IRA, and you are planning to begin annuity payouts after the date on which minimum distributions required by the Code must begin, you should consider whether an Income Assurer Benefit is appropriate for you (see “Taxes — Qualified Annuities — Required Minimum Distributions”). Partial withdrawals you take from the contract, including those used to satisfy RMDs, will reduce the guaranteed income benefit base (defined below), which in turn may reduce or eliminate the amount of any annuity payouts available under the rider. Consult a tax advisor before you purchase any Income Assurer Benefit rider with a qualified annuity;

•	you must hold the Income Assurer Benefit for 10 years unless you elect to terminate the rider within 30 days following the first anniversary after the effective date of the rider;

•	the 10-year waiting period may be restarted if you elect to change the Portfolio Navigator investment option to one that causes the rider charge to increase (see “Charges — Income Assurer Benefit”);

•	the Income Assurer Benefit rider terminates* 30 days following the contract anniversary after the annuitant’s 86th birthday; and

•	you can only exercise the Income Assurer Benefit within 30 days after a contract anniversary following the expiration of the 10-year waiting period.

*	The rider and annual fee terminate 30 days following the contract anniversary after the annuitant’s 86th birthday, however, if you exercise the Income Assurer Benefit rider before this time, your benefits will continue according to the annuity payout plan you have selected.

If the Income Assurer Benefit rider is available in your state and the annuitant is 75 or younger at contract issue, you may choose this optional benefit at the time you purchase your contract for an additional charge. The amount of the charge is determined by the Income Assurer Benefit you select (see “Charges — Income Assurer Benefit Rider Fee”). The effective date of the rider will be the contract issue date. The Guarantor Withdrawal Benefit and the Accumulation Protector Benefit riders are not available with any Income Assurer Benefit rider. If the annuitant is between age 73 and age 75 at contract issue, you should consider whether an Income Assurer Benefit rider is appropriate for your situation because of the 10-year waiting period requirement. Be sure to discuss with your investment professional whether an Income Assurer Benefit rider is appropriate for your situation.

Here are some general terms that are used to describe the Income Assurer Benefit riders in the sections below:

Guaranteed Income Benefit Base: The guaranteed income benefit base is the value that will be used to determine minimum annuity payouts when the rider is exercised. It is an amount we calculate, depending on the Income Assurer Benefit rider you choose, that establishes a benefit floor. When the benefit floor amount is greater than the contract value, there may be a higher annuitization payout than if you annuitized your contract without the Income Assurer Benefit. Your annuitization payout will never be less than that provided by your contract value.

Excluded Investment Options: These investment options are listed in your contract under contract data and will include the Columbia Variable Portfolio – Cash Management Fund and, if available under your contract, the GPAs and/or the one-year fixed account. Excluded investment options are not used in the calculation of this riders’ variable account floor for the Income Assurer Benefit – 5% Accumulation Benefit Base and the Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base.

Excluded Payments: These are purchase payments and any purchase payment credits paid in the last five years before exercise of the benefit which we reserve the right to exclude from the calculation of the guaranteed income benefit base.

Proportionate Adjustments for Partial Withdrawals: These are calculated as the product of (a) times (b) where:

(a)	is the ratio of the amount of the partial withdrawal (including any withdrawal charges or MVA) to the contract value on the date of (but prior to) the partial withdrawal; and

(b)	is the benefit on the date of (but prior to) the partial withdrawal.

Protected Investment Options: All investment options available under this contract that are not defined as excluded investment options under contract data are known as protected investment options for purposes of this rider and are used in the

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calculation of the variable account floor for the Income Assurer Benefit – 5% Accumulation Benefit Base and the Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base.

Waiting Period: This rider can only be exercised after the expiration of a 10-year waiting period. We reserve the right to restart the waiting period if you elect to change your PN program investment option to one that causes the rider charge to increase.

The following are general provisions that apply to each Income Assurer Benefit:

Exercising the Rider
Rider exercise conditions are:

•	you may only exercise the Income Assurer Benefit rider within 30 days after any contract anniversary following the expiration of the Waiting Period;

•	the annuitant on the retirement date must be between 50 to 86 years old; and

•	you can only take an annuity payment in one of the following annuity payout plans:

Plan A	— Life Annuity – No Refund;

Plan B	— Life Annuity with Ten or Twenty Years Certain;

Plan D	— Joint and Last Survivor Life Annuity – No Refund;

— Joint and Last Survivor Life Annuity with Twenty Years Certain; or

Plan E	— Twenty Years Certain.

After the expiration of the waiting period, the Income Assurer Benefit rider guarantees a minimum amount of fixed annuity lifetime income during annuitization or the option of variable annuity payouts with a guaranteed minimum initial payout or a combination of the two options.

If your contract value falls to zero as the result of adverse market performance or the deduction of fees and/or charges at any time, the contract and all its riders, including this rider, will terminate without value and no benefits will be paid on account of such termination. Exception: if you are still living, and the annuitant is between 50 and 86 years old, an amount equal to the guaranteed income benefit base will be paid to you under the annuity payout plan and frequency that you select, based upon the fixed or variable annuity payouts described above. The guaranteed income benefit base will be calculated and annuitization will occur at the following times.

•	If the contract value falls to zero during the waiting period, the guaranteed income benefit base will be calculated and annuitization will occur on the valuation date after the expiration of the waiting period, or when the annuitant attains age 50 if later.

•	If the contract value falls to zero after the waiting period, the guaranteed income benefit base will be calculated and annuitization will occur immediately, or when the annuitant attains age 50 if later.

Fixed annuity payouts under this rider will occur at the guaranteed annuity purchase rates based on the “1983 Individual Annuitant Mortality Table A” with 100% Projection Scale G and a 2.0% interest rate. These are the same rates used in Table B of the contract (see “The Annuity Payout Period — Annuity Tables.”) Your annuity payouts remain fixed for the lifetime of the annuity payout period.

First year variable annuity payouts are calculated in the same manner as fixed annuity payouts. Once calculated, your variable annuity payouts remain unchanged for the first year. After the first year, subsequent annuity payouts are variable and depend on the performance of the subaccounts you select. Variable annuity payouts after the first year are calculated using the following formula:

Pt–1 (1 + i) 1.05	= Pt

Pt–1	= prior annuity payout
Pt	= current annuity payout
i	= annualized subaccount performance

Each subsequent variable annuity payout could be more or less than the previous variable annuity payout if the subaccount investment performance is greater or less than the 5% assumed investment rate. If your subaccount performance equals 5%, your annuity variable payout will be unchanged from the previous variable annuity payout. If your subaccount performance is in excess of 5%, your variable annuity payout will increase from the previous variable annuity payout. If your subaccount investment performance is less than 5%, your variable annuity payout will decrease from the previous variable annuity payout.

EVERGREEN NEW SOLUTIONS SELECT VARIABLE ANNUITY — PROSPECTUS 55

Terminating the Rider
Rider termination conditions are:

•	you may terminate the rider within 30 days following the first anniversary after the effective date of the rider;

•	you may terminate the rider any time after the expiration of the waiting period;

•	the rider will terminate on the date you make a full withdrawal from the contract, or annuitization begins, or on the date that a death benefit is payable; and

•	the rider will terminate* 30 days following the contract anniversary after the annuitant’s 86th birthday.

*	The rider and annual fee terminate 30 days following the contract anniversary after the annuitant’s 86th birthday, however, if you exercise the Income Assurer Benefit rider before this time, your benefits will continue according to the annuity payout plan you have selected.

You may select one of the Income Assurer Benefit riders described below:

Income Assurer Benefit – MAV
The guaranteed income benefit base for the Income Assurer Benefit – MAV is the greater of these three values:

1.	contract value; or

2.	the total purchase payments and purchase payment credits made to the contract minus proportionate adjustments for partial withdrawals; or

3.	the maximum anniversary value.

Maximum Anniversary Value (MAV) — is zero prior to the first contract anniversary after the effective date of the rider. On the first contract anniversary after the effective date of the rider, we set the MAV as the greater of these two values:

(a) current contract value; or

(b) total payments and purchase payment credits made to the contract minus proportionate adjustments for partial withdrawals.

Thereafter, we increase the MAV by any additional purchase payments and purchase payment credits and reduce the MAV by proportionate adjustments for partial withdrawals. Every contract anniversary after that prior to the earlier of your or the annuitant’s 81st birthday, we compare the MAV to the current contract value and we reset the MAV to the higher amount.

If we exercise our right to not reflect excluded payments in the calculation of the guaranteed income benefit base, we will calculate the guaranteed income benefit base as the greatest of these three values:

1.	contract value less the market value adjusted excluded payments; or

2.	total purchase payments plus purchase payment credits, less excluded payments, less proportionate adjustments for partial withdrawals; or

3.	the MAV, less market value adjusted excluded payments.

Market Value Adjusted Excluded Payments are calculated as the sum of each excluded purchase payment and purchase payment credit multiplied by the ratio of the current contract value over the estimated contract value on the anniversary prior to such purchase payment. The estimated contract value at such anniversary is calculated by assuming that payments, credits, and partial withdrawals occurring in a contract year take place at the beginning of the year for that anniversary and every year after that to the current contract year.

Income Assurer Benefit – 5% Accumulation Benefit Base
The guaranteed income benefit base for the Income Assurer Benefit – 5% Accumulation Benefit Base is the greater of these three values:

1.	contract value; or

2.	the total purchase payments and purchase payment credits made to the contract minus proportionate adjustments for partial withdrawals; or

3.	the 5% variable account floor.

5% Variable Account Floor – is equal to the contract value in the excluded investment options plus the variable account floor. The Income Assurer Benefit 5% variable account floor is calculated differently and is not the same value as the death benefit 5% variable account floor.

The variable account floor is zero from the effective date of this rider and until the first contract anniversary after the effective date of this rider. On the first contract anniversary after the effective date of this rider the variable account floor is:

•	the total purchase payments and purchase payment credits made to the protected investment options minus adjusted partial withdrawals and transfers from the protected investment options; plus

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•	an amount equal to 5% of your initial purchase payment and purchase payment credit allocated to the protected investment options.

On any day after the first contract anniversary following the effective date of this rider, when you allocate additional purchase payments and purchase payment credits to or withdraw or transfer amounts from the protected investment options, we adjust the variable account floor by adding the additional purchase payment and purchase payment credit and subtracting adjusted withdrawals and adjusted transfers. On each subsequent contract anniversary after the first anniversary of the effective date of this rider, prior to the earlier of your or the annuitant’s 81st birthday, we increase the variable account floor by adding the amount (“roll-up amount”) equal to 5% of the prior contract anniversary’s variable account floor.

The amount of purchase payment and purchase payment credits withdrawn from or transferred between the excluded investment options and the protected investment options is calculated as (a) times (b) where:

(a)	is the amount of purchase payment and purchase payment credits in the investment options being withdrawn or transferred on the date of but prior to the current withdrawal or transfer; and

(b)	is the ratio of the amount of the transfer or withdrawal to the value in the investment options being withdrawn or transferred on the date of (but prior to) the current withdrawal or transfer.

The roll-up amount prior to the first anniversary is zero. Also, the roll-up amount on every anniversary after the earlier of your or the annuitant’s 81st birthday is zero.

Adjusted withdrawals and adjusted transfers for the variable account floor are equal to the amount of the withdrawal or transfer from the protected investment options as long as the sum of the withdrawals and transfers from the protected investment options in a contract year do not exceed the roll-up amount from the prior contract anniversary.

If the current withdrawal or transfer from the protected investment options plus the sum of all prior withdrawals and transfers made from the protected investment options in the current policy year exceeds the roll-up amount from the prior contract anniversary we will calculate the adjusted withdrawal or adjusted transfer for the variable account floor as the result of (a) plus [(b) times (c)] where:

(a)	is the roll-up amount from the prior contract anniversary less the sum of any withdrawals and transfers made from the protected investment options in the current policy year but prior to the current withdrawal or transfer. However, (a) can not be less than zero; and

(b)	is the variable account floor on the date of (but prior to) the current withdrawal or transfer from the protected investment options less the value from (a); and

(c)	is the ratio of [the amount of the current withdrawal (including any withdrawal charges or MVA) or transfer from the protected investment options less the value from (a)] to [the total in the protected investment options on the date of (but prior to) the current withdrawal or transfer from the protected investment options less the value from (a)].

If we exercise our right to not reflect excluded payments in the calculation of the guaranteed income benefit base, we will calculate the guaranteed income benefit base as the greatest of these three values:

1.	contract value less the market value adjusted excluded payments (described above); or

2.	total purchase payments and purchase payment credits, less excluded payments, less proportionate adjustments for partial withdrawals; or

3.	the 5% variable account floor, less 5% adjusted excluded payments.

5% Adjusted Excluded Payments are calculated as the sum of each excluded payment and credit accumulated at 5% for the number of full contract years they have been in the contract.

Income Assurer Benefit – Greater of Mav or 5% Accumulation Benefit Base
The guaranteed income benefit base for the Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base is the greater of these four values:

1.	the contract value;

2.	the total purchase payments and purchase payment credits made to the contract minus proportionate adjustments for partial withdrawals;

3.	the MAV (described above); or

4.	the 5% variable account floor (described above).

If we exercise our right to not reflect excluded payments in the calculation of the guaranteed income benefit base, we will calculate the guaranteed income benefit base as the greatest of:

1.	contract value less the market value adjusted excluded payments (described above);

EVERGREEN NEW SOLUTIONS SELECT VARIABLE ANNUITY — PROSPECTUS 57

2.	total purchase payments and purchase payment credits, less excluded payments, less proportionate adjustments for partial withdrawals;

3.	the MAV, less market value adjusted excluded payments (described above); or

4.	the 5% variable account floor (described above), less 5% adjusted excluded payments (described above).

For an example of how each Income Assurer Benefit is calculated, see Appendix I.

OPTIONAL DEATH BENEFITS

BENEFIT PROTECTOR DEATH BENEFIT RIDER (BENEFIT PROTECTOR)
The Benefit Protector is intended to provide an additional benefit to your beneficiary to help offset expenses after your death such as funeral expenses or federal and state taxes. This is an optional benefit that you may select for an additional annual charge (see “Charges”). The Benefit Protector provides reduced benefits if you or the annuitant are age 70 or older at the rider effective date. The Benefit Protector does not provide any additional benefit before the first rider anniversary.

If this rider is available in your state and both you and the annuitant are age 75 or younger at contract issue, you may choose to add the Benefit Protector to your contract. You must elect the Benefit Protector at the time you purchase your contract and your rider effective date will be the contract issue date. You may not select this rider if you select the Benefit Protector Plus rider, the 5% Accumulation Death Benefit or the Enhanced Death Benefit.

Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract (see “Taxes — Qualified Annuities — Required Minimum Distributions”). Since the benefit paid by the rider is determined by the amount of earnings at death, the amount of the benefit paid may be reduced as a result of taking any withdrawals including RMDs. Be sure to discuss with your investment professional and tax advisor whether or not the Benefit Protector is appropriate for your situation.

The Benefit Protector provides that if you or the annuitant die after the first rider anniversary, but before annuity payouts begin, and while this contract is in force, we will pay the beneficiary:

•	the applicable death benefit, plus:

•	40% of your earnings at death if you and the annuitant were under age 70 on the rider effective date, up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old; or

•	15% of your earnings at death if you or the annuitant were age 70 or older on the rider effective date, up to a maximum of 37.5% of purchase payments not previously withdrawn that are one or more years old.

Earnings at death: For purposes of the Benefit Protector and Benefit Protector Plus riders, this is an amount equal to the applicable death benefit minus purchase payments not previously withdrawn. The earnings at death may not be less than zero and may not be more than 250% of the purchase payments not previously withdrawn that are one or more years old.

Terminating the Benefit Protector

•	You may terminate the rider within 30 days of the first rider anniversary.

•	You may terminate the rider within 30 days of any rider anniversary beginning with the seventh rider anniversary.

•	The rider will terminate when you make a full withdrawal from the contract or when annuity payouts begin.

If your spouse is the sole beneficiary and you die before the retirement date, your spouse may keep the contract as owner. Your spouse and the new annuitant will be subject to all the limitations and restrictions of the rider just as if they were purchasing a new contract. If your spouse and the new annuitant do not qualify for the rider on the basis of age we will terminate the rider. If they do qualify for the rider on the basis of age we will set the contract value equal to the death benefit that would otherwise have been paid and we will substitute this new contract value on the date of death for “purchase payments not previously withdrawn” used in calculating earnings at death. Your spouse also has the option of discontinuing the Benefit Protector Death Benefit Rider within 30 days of the date they elect to continue the contract.

For an example, see Appendix J.

BENEFIT PROTECTOR PLUS DEATH BENEFIT RIDER (BENEFIT PROTECTOR PLUS)
The Benefit Protector Plus is intended to provide an additional benefit to your beneficiary to help offset expenses after your death such as funeral expenses or federal and state taxes. This is an optional benefit that you may select for an additional annual charge (see “Charges”). The Benefit Protector Plus provides reduced benefits if you or the annuitant are age 70 or older at the rider effective date. It does not provide any additional benefit before the first rider anniversary and it does not provide any benefit beyond what is offered under the Benefit Protector rider during the second rider year.

If this rider is available in your state and both you and the annuitant are age 75 or younger at contract issue, you may choose to add the Benefit Protector Plus to you contract. You must elect the Benefit Protector Plus at the time you purchase your

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contract and your rider effective date will be the contract issue date. This rider is only available for transfers, exchanges or rollovers from another annuity or life insurance policy. You may not select this rider if you select the Benefit Protector Rider, 5% Accumulation Death Benefit or the Enhanced Death Benefit.

Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract (see “Taxes — Qualified Annuities — Required Minimum Distributions”). Since the benefit paid by the rider is determined by the amount of earnings at death, the amount of the benefit paid may be reduced as a result of taking any withdrawals including RMDs. Be sure to discuss with your investment professional and tax advisor whether or not the Benefit Protector Plus is appropriate for your situation.

The Benefit Protector Plus provides that if you or the annuitant die after the first rider anniversary, but before annuity payouts begin, and while this contract is in force, we will pay the beneficiary:

•	the benefits payable under the Benefit Protector described above, plus

•	a percentage of purchase payments made within 60 days of contract issue not previously withdrawn as follows:

	Percentage if you and the annuitant are	Percentage if you or the annuitant are
Rider Year	under age 70 on the rider effective date	age 70 or older on the rider effective date

One and Two	0%	0%

Three and Four	10%	3.75%

Five or more	20%	7.5%

Another way to describe the benefits payable under the Benefit Protector Plus rider is as follows:

•	the ROP death benefit (see “Benefits in Case of Death”) plus:

	If you and the annuitant are under	If you or the annuitant are age 70
Rider Year	age 70 on the rider effective date, add . . .	or older on the rider effective date, add . . .

One	Zero	Zero

Two	40% × earnings at death (see above)	15% × earnings at death

Three & Four	40% × (earnings at death + 25% of initial purchase payment*)	15% × (earnings at death + 25% of initial purchase payment*)

Five or more	40% × (earnings at death + 50% of initial purchase payment*)	15% × (earnings at death + 50% of initial purchase payment*)

*	Initial purchase payments are payments made within 60 days of rider issue not previously withdrawn.

Terminating the Benefit Protector Plus

•	You may terminate the rider within 30 days of the first rider anniversary.

•	You may terminate the rider within 30 days of any rider anniversary beginning with the seventh rider anniversary.

•	The rider will terminate when you make a full withdrawal from the contract or when annuity payouts begin.

If your spouse is sole beneficiary and you die before the retirement date, your spouse may keep the contract as owner with the contract value equal to the death benefit that would otherwise have been paid. We will then terminate the Benefit Protector Plus and substitute the applicable death benefit (see “Benefits in Case of Death”).

For an example, see Appendix K.

The Annuity Payout Period

As owner of the contract, you have the right to decide how and to whom annuity payouts will be made starting at the retirement date. You may select one of the annuity payout plans outlined below, or we may mutually agree on other payout arrangements. We do not deduct any withdrawal charges under the payout plans listed below, except under annuity payout Plan E.

You also decide whether we will make annuity payouts on a fixed or variable basis, or a combination of fixed and variable. The amount available to purchase payouts under the plan you select is the contract value on your retirement date after any rider charges have been deducted, plus any positive or negative MVA (less any applicable premium tax). Additionally, we currently allow you to use part of the amount available to purchase payouts, leaving any remaining contract value to accumulate on a tax-deferred basis. If you select a variable annuity payout, we reserve the right to limit the number of subaccounts in which you may invest. The GPAs are not available during this payout period.

Amounts of fixed and variable payouts depend on:

•	the annuity payout plan you select;

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•	the annuitant’s age and, in most cases, sex;

•	the annuity table in the contract; and

•	the amounts you allocated to the accounts at settlement.

In addition, for variable annuity payouts only, amounts depend on the investment performance of the subaccounts you select. These payouts will vary from month to month because the performance of the funds will fluctuate. Fixed payouts remain the same from month to month.

For information with respect to transfers between accounts after annuity payouts begin (see “Making the Most of Your Contract — Transfer policies”).

ANNUITY TABLES
The annuity tables in your contract (Table A and Table B) show the amount of the monthly payout for each $1,000 of contract value according to the age and, when applicable, the annuitant’s sex. (Where required by law, we will use a unisex table of settlement rates.)

Table A shows the amount of the first monthly variable annuity payout assuming that the contract value is invested at the beginning of the annuity payout period and earns a 5% rate of return, which is reinvested and helps to support future payouts. If you ask us at least 30 days before the retirement date, we will substitute an annuity table based on an assumed 3.5% investment rate for the 5% Table A in the contract. The assumed investment rate affects both the amount of the first payout and the extent to which subsequent payouts increase or decrease. For example, annuity payouts will increase if the investment return is above the assumed investment rate and payouts will decrease if the return is below the assumed investment rate. Using a 5% assumed interest rate results in a higher initial payout, but later payouts will increase more slowly when annuity unit values rise and decrease more rapidly when they decline.

Table B shows the minimum amount of each fixed annuity payout. We declare current payout rates that we use in determining the actual amount of your fixed annuity payout. The current payout rates will equal or exceed the guaranteed payout rates shown in Table B. We will furnish these rates to you upon request.

ANNUITY PAYOUT PLANS
You may choose an annuity payout plan by giving us written instructions at least 30 days before contract values are used to purchase the payout plan. Generally, you may select one of the Plans A through E below or another plan agreed to by us. Some of the annuity payout plans may not be available if you have selected the Income Assurer Benefit rider.

•	Plan A – Life annuity — no refund: We make monthly payouts until the annuitant’s death. Payouts end with the last payout before the annuitant’s death. We will not make any further payouts. This means that if the annuitant dies after we made only one monthly payout, we will not make any more payouts.

•	Plan B – Life annuity with five, ten, 15 or 20 years certain: (under the Income Assurer Benefit rider: you may select life annuity with ten or 20 years certain): We make monthly payouts for a guaranteed payout period of five, ten, 15 or 20 years that you elect. This election will determine the length of the payout period to the beneficiary if the annuitant should die before the elected period expires. We calculate the guaranteed payout period from the retirement date. If the annuitant outlives the elected guaranteed payout period, we will continue to make payouts until the annuitant’s death.

•	Plan C – Life annuity — installment refund: (not available under the Income Assurer Benefit rider): We make monthly payouts until the annuitant’s death, with our guarantee that payouts will continue for some period of time. We will make payouts for at least the number of months determined by dividing the amount applied under this option by the first monthly payout, whether or not the annuitant is living.

•	Plan D

–	Joint and last survivor life annuity — no refund: We make monthly payouts while both the annuitant and a joint annuitant are living. If either annuitant dies, we will continue to make monthly payouts at the full amount until the death of the surviving annuitant. Payouts end with the death of the second annuitant.

–	Joint and last survivor life annuity with 20 years certain: We make monthly annuity payouts during the lifetime of the annuitant and joint annuitant. When either the annuitant or joint annuitant dies, we will continue to make monthly payouts during the lifetime of the survivor. If the survivor dies before we have made payouts for 20 years, we continue to make payouts to the named beneficiary for the remainder of the 20-year period which begins when the first annuity payout is made.

•	Plan E – Payouts for a specified period: We make monthly payouts for a specific payout period of ten to 30 years that you elect (under the Income Assurer Benefit rider, you may elect a payout period of 20 years only). We will make payouts only for the number of years specified whether the annuitant is living or not. Depending on the selected time period, it is foreseeable that an annuitant can outlive the payout period selected. During the payout period, you can elect to have us

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determine the present value of any remaining variable payouts and pay it to you in a lump sum. (Exception: If you have an Income Assurer Benefit rider and elect this annuity payout plan based on the Guaranteed Income Benefit Base, a lump sum payout is unavailable.) We determine the present value of the remaining annuity payouts which are assumed to remain level at the amount of the payout that would have been made 7 days prior to the date we determine the present value. The discount rate we use in the calculation is 5.71% for the assumed investment return of 3.5% and 6.67% for the assumed investment return of 5.0%. (See “Charges — Withdrawal charge under Annuity Payout Plan E.”) A 10% IRS penalty tax could apply if you take a withdrawal. (See “Taxes.”).

•	Guaranteed Withdrawal Benefit Annuity Payout Option (available only under contracts with the Guarantor Withdrawal Benefit rider): This annuity payout option is an alternative to the above annuity payout plans. This option may not be available if the contract is a qualified annuity. For such contracts, this option will be available only if the guaranteed payment period is less than the life expectancy of the owner at the time the option becomes effective. Such life expectancy will be computed using a life expectancy table published by the IRS. Under this option, the amount payable each year will be equal to the remaining schedule of GBPs, but the total amount paid over the life of the annuity will not exceed the total RBA at the time you begin this fixed payout option (see “Guarantor Withdrawal Benefit Rider”). The amount paid in the current contract year will be reduced for any prior withdrawals in that year. These annualized amounts will be paid in the frequency that you elect. The frequencies will be among those offered by us at the time but will be no less frequent than annually. If, at the death of the owner, total payouts have been made for less than the RBA, the remaining payouts will be paid to the beneficiary.

Annuity payout plan requirements for qualified annuities: If your contract is a qualified annuity, you must select a payout plan as of the retirement date set forth in your contract. You have the responsibility for electing a payout plan under your contract that complies with applicable law. Your contract describes your payout plan options. The options will meet certain IRS regulations governing RMDs if the payout plan meets the incidental distribution benefit requirements, if any, and the payouts are made:

•	in equal or substantially equal payments over a period not longer than your life expectancy, or over the joint life expectancy of you and your designated beneficiary; or

•	over a period certain not longer than your life expectancy or over the joint life expectancy of you and your designated beneficiary.

If we do not receive instructions: You must give us written instructions for the annuity payouts at least 30 days before the annuitant’s retirement date. If you do not, we will make payouts under Plan B, with 120 monthly payouts guaranteed.

If monthly payouts would be less than $20: We will calculate the amount of monthly payouts at the time the contract value is used to purchase a payout plan. If the calculations show that monthly payouts would be less than $20, we have the right to pay the contract value to the owner in a lump sum or to change the frequency of the payouts.

Death after annuity payouts begin: If you or the annuitant die after annuity payouts begin, we will pay any amount payable to the beneficiary as provided in the annuity payout plan in effect.

Taxes

Under current law, your contract has a tax-deferral feature. Generally, this means you do not pay income tax until there is a taxable distribution (or deemed distribution) from the contract. We will send a tax information reporting form for any year in which we made a taxable or reportable distribution according to our records.

NONQUALIFIED ANNUITIES
Generally, only the increase in the value of a non-qualified annuity contract over the investment in the contract is taxable. Certain exceptions apply. Federal tax law requires that all nonqualified deferred annuity contracts issued by the same company (and possibly its affiliates) to the same owner during a calendar year be taxed as a single, unified contract when distributions are taken from any one of those contracts.

Annuity payouts: Generally, unlike withdrawals described below, the taxation of annuity payouts are subject to exclusion ratios, i.e. in most cases, a portion of each payout will be ordinary income and subject to tax, and a portion of each payout will be considered a return of part of your investment in the contract and will not be taxed. All amounts you receive after your investment in the contract is fully recovered will be subject to tax. Under Annuity Payout Plan A: Life annuity — no refund, where the annuitant dies before your investment in the contract is fully recovered, the remaining portion of the unrecovered investment may be available as a federal income tax deduction to the owner for the last taxable year. Under all other annuity payout plans, where the annuity payouts end before your investment in the contract is fully recovered, the remaining portion of the unrecovered investment may be available as a federal income tax deduction to the taxpayer for the tax year in which the payouts end. (See “The Annuity Payout Period — Annuity Payout Plans.”)

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Beginning in 2011, federal tax law permits taxpayers to annuitize a portion of their nonqualified annuity while leaving the remaining balance to continue to grow tax-deferred. Under the new partial annuitization rules, the portion annuitized must be received as an annuity for a period of 10 years or more, or for the lives of one or more individuals. If this requirement is met, the annuitized portion and the tax-deferred balance will generally be treated as two separate contracts for income tax purposes only. If a contract is partially annuitized, the investment in the contract is allocated between the deferred and the annuitized portions on a pro rata basis.

Withdrawals: Generally, if you withdraw all or part of your nonqualified annuity before your annuity payouts begin, including withdrawals under any optional withdrawal benefit rider, your withdrawal will be taxed to the extent that the contract value immediately before the withdrawal exceeds the investment in the contract. Different rules may apply if you exchange another contract into this contract.

You also may have to pay a 10% IRS penalty for withdrawals of taxable income you make before reaching age 59 1/2 unless certain exceptions apply.

Withholding: If you receive taxable income as a result of an annuity payout or withdrawal, including withdrawals under any optional withdrawal benefit rider, we may deduct federal, and in some cases state withholding against the payment. Any withholding represents a prepayment of your tax due for the year. You take credit for these amounts on your annual income tax return. As long as you have provided us with a valid Social Security Number or Taxpayer Identification Number, and you have a valid U.S. address, you may be able to elect not to have any withholding occur.

If the payment is part of an annuity payout plan, we generally compute the amount of federal income tax withholding using payroll tables. You may provide us with a statement of how many exemptions to use in calculating the withholding. If the distribution is any other type of payment (such as partial or full withdrawal) we compute federal income tax withholding using 10% of the taxable portion.

The federal income tax withholding requirements differ if we deliver payment outside the United States or you are a non-resident alien.

Some states also may impose income tax withholding requirements similar to the federal withholding described above. If this should be the case, we may deduct state income tax withholding from the payment.

Death benefits to beneficiaries: The death benefit under a nonqualified contract is not exempt from estate (federal or state) taxes. In addition, for income tax purposes, any amount your beneficiary receives that exceeds the investment in the contract is taxable as ordinary income to the beneficiary in the year he or she receives the payments. (See also “Benefits in Case of Death — If You Die Before the Retirement Start Date”).

Net Investment Income Tax (also known as Medicare contribution tax): Effective for taxable years beginning on or after January 1, 2013, certain high-income individuals (as well as estates and trusts) are subject to a new 3.8% net investment income tax (as an addition to income taxes). For individuals, the 3.8% tax applies to the lesser of (1) the amount by which the taxpayer’s modified adjusted gross income exceeds $200,000 ($250,000 for married filing jointly and surviving spouses; $125,000 for married filing separately) or (2) the taxpayer’s “net investment income.” Net investment income includes taxable income from nonqualified annuities. Annuity holders are advised to consult their tax advisor regarding the possible implications of this additional tax.

Annuities owned by corporations, partnerships or irrevocable trusts: For nonqualified annuities, any annual increase in the value of annuities held by such entities (nonnatural persons) generally will be treated as ordinary income received during that year. However, if the trust was set up for the benefit of a natural person(s) only, the income may remain tax-deferred until withdrawn or paid out.

Penalties: If you receive amounts from your nonqualified annuity before reaching age 59 1/2, you may have to pay a 10% IRS penalty on the amount includable in your ordinary income. However, this penalty will not apply to any amount received:

•	because of your death or in the event of nonnatural ownership, the death of the annuitant;

•	because you become disabled (as defined in the Code);

•	if the distribution is part of a series of substantially equal periodic payments, made at least annually, over your life or life expectancy (or joint lives or life expectancies of you and your beneficiary);

•	if it is allocable to an investment before Aug. 14, 1982; or

•	if annuity payouts are made under immediate annuities as defined by the Code.

Transfer of ownership: Generally, if you transfer ownership of a nonqualified annuity without receiving adequate consideration, the transfer may be taxed as a withdrawal for federal income tax purposes. If the transfer is a currently taxable event for income tax purposes, the original owner will be taxed on the amount of deferred earnings at the time of the transfer and also may be subject to the 10% IRS penalty discussed earlier. In this case, the new owner’s investment in the contract will

 62  EVERGREEN NEW SOLUTIONS SELECT VARIABLE ANNUITY — PROSPECTUS

be equal to the investment in the contract at the time of the transfer plus any earnings included in the original owner’s taxable income as a result of the transfer. In general, this rule does not apply to transfers between spouses or former spouses. Similar rules apply if you transfer ownership for full consideration. Please consult your tax advisor for further details.

1035 Exchanges: Section 1035 of the Code permits nontaxable exchanges of certain insurance policies, endowment contracts, annuity contracts and qualified long-term care insurance contracts, while providing for continued tax deferral of earnings. In addition, Section 1035 permits the carryover of the investment in the contract from the old policy or contract to the new policy or contract. In a 1035 exchange one policy or contract is exchanged for another policy or contract. The following are nontaxable exchanges: (1) the exchange of a life insurance policy for another life insurance policy or for an endowment, annuity or qualified long-term care insurance contract, (2) the exchange of an endowment contract for an annuity contract, or for an endowment contract under which payments will begin no later than payments would have begun under the contract exchanged, (3) the exchange of an annuity contract for another annuity contract or for a qualified long-term insurance contract, and (4) the exchange of a qualified long-term care insurance contract for a qualified long-term care insurance contract. Additionally, other tax rules may apply. However, if the insurance policy has an outstanding loan, there may be tax consequences. Depending on the issue date of your original policy or contract, there may be tax or other benefits that are given up to gain the benefits of the new policy or contract. Consider whether the features and benefits of the new policy or contract outweigh any tax or other benefits of the old contract.

For a partial exchange of an annuity contract for another annuity contract, the 1035 exchange is generally tax-free. The investment in the original contract and the earnings on the contract will be allocated proportionately between the original and new contracts. However, per IRS Revenue Procedure 2011-38, if withdrawals are taken from either contract within the 180-day period following an exchange, the IRS will apply general tax principles to determine the appropriate tax treatment of the exchange and subsequent withdrawal. As a result, there may be unexpected tax consequences. You should consult your tax advisor before taking any withdrawal from either contract during the 180-day period following a partial exchange. Different IRS limitations on withdrawals apply to partial exchanges completed prior to October 24, 2011.

Assignment: If you assign or pledge your contract as collateral for a loan, earnings on purchase payments you made after Aug. 13, 1982 will be taxed as a deemed distribution and you may have to pay a 10% IRS penalty.

QUALIFIED ANNUITIES
Adverse tax consequences may result if you do not ensure that contributions, distributions and other transactions under the contract comply with the law. Qualified annuities have minimum distribution rules that govern the timing and amount of distributions. You should refer to your retirement plan’s Summary Plan Description, your IRA disclosure statement, or consult a tax advisor for additional information about the distribution rules applicable to your situation.

When you use your contract to fund a retirement plan or IRA that is already tax-deferred under the Code, the contract will not provide any necessary or additional tax deferral. If your contract is used to fund an employer sponsored plan, your right to benefits may be subject to the terms and conditions of the plan regardless of the terms of the contract.

Annuity payouts: Under a qualified annuity, except a Roth IRA, Roth 401(k) or Roth 403(b), the entire payout generally is includable as ordinary income and is subject to tax unless: (1) the contract is an IRA to which you made non-deductible contributions; or (2) you rolled after-tax dollars from a retirement plan into your IRA; or (3) the contract is used to fund a retirement plan and you or your employer have contributed after-tax dollars.

Annuity payouts from Roth IRAs: In general, the entire payout from a Roth IRA can be free from income and penalty taxes if you have attained age 59 1/2 and meet the five year holding period.

Withdrawals: Under a qualified annuity, except a Roth IRA, Roth 401(k) or Roth 403(b), the entire withdrawal will generally be includable as ordinary income and is subject to tax unless: (1) the contract is an IRA to which you made non-deductible contributions; or (2) you rolled after-tax dollars from a retirement plan into your IRA; or (3) the contract is used to fund a retirement plan and you or your employer have contributed after-tax dollars.

Withdrawals from Roth IRAs: In general, the entire payout from a Roth IRA can be free from income and penalty taxes if you have attained age 59 1/2 and meet the five year holding period.

Required Minimum Distributions: Retirement plans (except for Roth IRAs) are subject to required withdrawals called required minimum distributions (“RMDs”) beginning at age 70 1/2. RMDs are based on the fair market value of your contract at year-end divided by the life expectancy factor. Certain death benefits and optional riders may be considered in determining the fair market value of your contract for RMD purposes. This may cause your RMD to be higher. Inherited IRAs (including inherited Roth IRAs) are subject to special required minimum distribution rules. You should consult your tax advisor prior to making a purchase for an explanation of the potential tax implications to you.

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Withholding for IRAs, Roth IRAs, SEPs and SIMPLE IRAs: If you receive taxable income as a result of an annuity payout or a withdrawal, including withdrawals under any optional withdrawal benefit rider, we may deduct withholding against the payment. Any withholding represents a prepayment of your tax due for the year. You take credit for these amounts on your annual income tax return. As long as you have provided us with a valid Social Security Number or Taxpayer Identification Number, you can elect not to have any withholding occur.

If the payment is part of an annuity payout plan, we generally compute the amount of federal income tax withholding using payroll tables. You may provide us with a statement of how many exemptions to use in calculating the withholding. If the distribution is any other type of payment (such as a partial or full withdrawal) we compute federal income tax withholding using 10% of the taxable portion.

The federal income tax withholding requirements differ if we deliver payment outside the United States or you are a non-resident alien.

Some states also may impose income tax withholding requirements similar to the federal withholding described above. If this should be the case, we may deduct state income tax withholding from the payment.

Withholding for all other qualified annuities: If you receive directly all or part of the contract value from a qualified annuity, mandatory 20% federal income tax withholding (and possibly state income tax withholding) generally will be imposed at the time the payout is made from the plan. Any withholding represents a prepayment of your tax due for the year. You take credit for these amounts on your annual income tax return. This mandatory withholding will not be imposed if instead of receiving the distribution check, you elect to have the distribution rolled over directly to an IRA or another eligible plan. Payments made to a surviving spouse instead of being directly rolled over to an IRA are also subject to mandatory 20% income tax withholding.

In the below situations, the distribution is subject to an optional 10% withholding instead of the mandatory 20% withholding. We will withhold 10% of the distribution amount unless you elect otherwise.

•	the payout is one in a series of substantially equal periodic payouts, made at least annually, over your life or life expectancy (or the joint lives or life expectancies of you and your designated beneficiary) or over a specified period of 10 years or more;

•	the payout is a RMD as defined under the Code;

•	the payout is made on account of an eligible hardship; or

•	the payout is a corrective distribution.

State withholding also may be imposed on taxable distributions.

Penalties: If you receive amounts from your qualified contract before reaching age 59 1/2, you may have to pay a 10% IRS penalty on the amount includable in your ordinary income. However, this penalty generally will not apply to any amount received:

•	because of your death;

•	because you become disabled (as defined in the Code);

•	if the distribution is part of a series of substantially equal periodic payments made at least annually, over your life or life expectancy (or joint lives or life expectancies of you and your beneficiary);

•	if the distribution is made following severance from employment during the calendar year in which you attain age 55 (TSAs and annuities funding 401(a) plans only);

•	to pay certain medical or education expenses (IRAs only); or

•	if the distribution is made from an inherited IRA.

Death benefits to beneficiaries: The entire death benefit generally is taxable as ordinary income to the beneficiary in the year he/she receives the payments from the qualified annuity. If you made non-deductible contributions to a traditional IRA, the portion of any distribution from the contract that represents after-tax contributions is not taxable as ordinary income to your beneficiary. You are responsible for keeping all records tracking your non-deductible contributions to an IRA. Death benefits under a Roth IRA generally are not taxable as ordinary income to the beneficiary if certain distribution requirements are met. (See also “Benefits in Case of Death — If you Die Before the Retirement Date”).

Change of retirement plan type: IRS regulations allow for rollovers of certain retirement plan distributions. In some circumstances, you may be able to have an intra-contract rollover, keeping the same features and conditions. If the annuity contract you have does not support an intra-contract rollover, you are able to request an IRS approved rollover to another annuity contract or other investment product that you choose. If you choose another annuity contract or investment product, you will be subject to new rules, including a new withdrawal charge schedule for an annuity contract, or other product rules as applicable.

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Assignment: You may not assign or pledge your qualified contract as collateral for a loan.

OTHER
Purchase payment credits: These are considered earnings and are taxed accordingly when withdrawn or paid out.

Special considerations if you select any optional rider: As of the date of this prospectus, we believe that charges related to these riders are not subject to current taxation. Therefore, we will not report these charges as partial withdrawals from your contract. However, the IRS may determine that these charges should be treated as partial withdrawals subject to taxation to the extent of any gain as well as the 10% tax penalty for withdrawals before the age of 59 1/2, if applicable.

We reserve the right to report charges for these riders as partial withdrawals if we, as a withholding and reporting agent, believe that we are required to report them. In addition, we will report any benefits attributable to these riders on the death of you or the annuitant as an annuity death benefit distribution, not as proceeds from life insurance.

Important: Our discussion of federal tax laws is based upon our understanding of current interpretations of these laws. Federal tax laws or current interpretations of them may change. For this reason and because tax consequences are complex and highly individual and cannot always be anticipated, you should consult a tax advisor if you have any questions about taxation of your contract.

RiverSource Life’s tax status: We are taxed as a life insurance company under the Code. For federal income tax purposes, the subaccounts are considered a part of our company, although their operations are treated separately in accounting and financial statements. Investment income is reinvested in the fund in which each subaccount invests and becomes part of that subaccount’s value. This investment income, including realized capital gains, is not subject to any withholding for federal or state income taxes. We reserve the right to make such a charge in the future if there is a change in the tax treatment of variable annuities or in our tax status as we then understand it.

Tax qualification: We intend that the contract qualify as an annuity for federal income tax purposes. To that end, the provisions of the contract are to be interpreted to ensure or maintain such tax qualification, in spite of any other provisions of the contract. We reserve the right to amend the contract to reflect any clarifications that may be needed or are appropriate to maintain such qualification or to conform the contract to any applicable changes in the tax qualification requirements. We will send you a copy of any amendments.

Voting Rights

As a contract owner with investments in the subaccounts, you may vote on important fund policies until annuity payouts begin. Once they begin, the person receiving them has voting rights. We will vote fund shares according to the instructions of the person with voting rights.

Before annuity payouts begin, the number of votes you have is determined by applying your percentage interest in each subaccount to the total number of votes allowed to the subaccount.

After annuity payouts begin, the number of votes you have is equal to:

•	the reserve held in each subaccount for your contract; divided by

•	the net asset value of one share of the applicable fund.

As we make annuity payouts, the reserve for the contract decreases; therefore, the number of votes also will decrease.

We calculate votes separately for each subaccount. We will send notice of shareholders’ meetings, proxy materials and a statement of the number of votes to which the voter is entitled. We will vote shares for which we have not received instructions in the same proportion as the votes for which we received instructions. We also will vote the shares for which we have voting rights in the same proportion as the votes for which we received instructions.

Substitution of Investments

We may substitute the funds in which the subaccounts invest if:

•	laws or regulations change;

•	the existing funds become unavailable; or

•	in our judgment, the funds no longer are suitable (or are not the most suitable) for the subaccounts.

If any of these situations occur, and if we believe it is in the best interest of persons having voting rights under the contract, we have the right to substitute a fund currently listed in this prospectus (existing fund) for another fund (new fund). The new fund may have higher fees and/or operating expenses than the existing fund. Also, the new fund may have investment objectives and policies and/or investment advisers which differ from the existing fund.

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We may also:

•	add new subaccounts;

•	combine any two or more subaccounts;

•	transfer assets to and from the subaccounts or the variable account; and

•	eliminate or close any subaccounts.

We will notify you of any substitution or change. If we notify you that a subaccount will be eliminated or closed, you will have a certain period of time to tell us where to reallocate purchase payments or contract value currently allocated to that subaccount. If we do not receive your reallocation instructions by the due date, we automatically will reallocate to the subaccount investing in the Columbia Variable Portfolio — Cash Management Fund (Class 3). You may then transfer this reallocated amount in accordance with the transfer provisions of your contract (see “Transferring Between Accounts” above).

In the event of substitution or any of these changes, we may amend the contract and take whatever action is necessary and appropriate without your consent or approval. However, we will not make any substitution or change without the necessary approval of the SEC and state insurance departments.

About the Service Providers

PRINCIPAL UNDERWRITER
RiverSource Distributors, Inc. (“RiverSource Distributors”), our affiliate, serves as the principal underwriter of the contract. Its offices are located at 70100 Ameriprise Financial Center, Minneapolis, MN 55474. RiverSource Distributors is a wholly-owned subsidiary of Ameriprise Financial, Inc.

Although we no longer offer the contract for sale, you may continue to make purchase payments if permitted under the terms of your contract. We pay commissions to an affiliated selling firm of up to 7.00% each time a purchase payment is made as well as service/trail commissions of up to 1.00% of the contract value based on annual total contract value for as long as the contract remains in effect. We also may pay an additional sales commission of up to 1.00% of purchase payments for a period of time we select. These commissions do not change depending on which subaccounts you choose to allocate your purchase payments.

From time to time and in accordance with applicable laws and regulations, we may also pay or provide the selling firm with various cash and non-cash promotional incentives including, but not limited to bonuses, short-term sales incentive payments, marketing allowances, costs associated with sales conferences and educational seminars and sales recognition awards.

A portion of the payments made to the selling firm may be passed on to its sales representatives in accordance with its internal compensation programs. Those programs may also include other types of cash and non-cash compensation and other benefits.

Ask your sales representative for further information about what your sales representative and the selling firm for which he or she works may receive in connection with your contract.

We pay the commissions and other compensation described above from our assets. Our assets include:

•	revenues we receive from fees and expenses that you will pay when buying, owning and making a withdrawal from the contract (see “Expense Summary”);

•	compensation we or an affiliate receive from the underlying funds in the form of distribution and services fees (see “The Variable Account and the Funds — The funds”);

•	compensation we or an affiliate receive from a fund’s investment adviser, subadviser, distributor or an affiliate of any of these (see “The Variable Account and the Funds — The funds”); and

•	revenues we receive from other contracts and policies we sell that are not securities and other businesses we conduct.

You do not directly pay the commissions and other compensation described above as the result of a specific charge or deduction under the contract. However, you may pay part of all of the commissions and other compensation described above indirectly through:

•	fees and expenses we collect from contract owners, including withdrawal charges; and

•	fees and expenses charged by the underlying funds in which the subaccounts you select invest, to the extent we or one of our affiliates receive revenue from the funds or an affiliated person.

ISSUER
RiverSource Life issues the contracts. We are located at 70100 Ameriprise Financial Center, Minneapolis, MN 55474 and are a wholly-owned subsidiary of Ameriprise Financial, Inc.

 66  EVERGREEN NEW SOLUTIONS SELECT VARIABLE ANNUITY — PROSPECTUS

We conduct a conventional life insurance business. We are licensed to do business in 49 states, the District of Columbia and American Samoa. Our primary products currently include fixed and variable annuity contracts and life insurance policies.

LEGAL PROCEEDINGS
Life insurance companies have been the subject of increasing regulatory, legislative and judicial scrutiny. Numerous state and federal regulatory agencies have commenced examinations and other inquiries of insurance companies regarding sales and marketing practices (including sales to older consumers and disclosure practices), claims handling, and unclaimed property and escheatment practices and procedures. With regard to an industry-wide investigation of unclaimed property and escheatment practices and procedures, RiverSource Life is responding to regulatory audits, market conduct examinations and other inquiries (including inquiries from the State of Minnesota). RiverSource Life has cooperated with and will continue to cooperate with the applicable regulators regarding their inquiries.

RiverSource Life is involved in the normal course of business in a number of other legal and arbitration proceedings concerning matters arising in connection with the conduct of its business activities. RiverSource Life believes that it is not a party to, nor are any of its properties the subject of, any pending legal, arbitration or regulatory proceedings that would have a material adverse effect on its consolidated financial condition, results of operations or liquidity. However, it is possible that the outcome of any such proceedings could have a material adverse impact on results of operations in any particular reporting period as the proceedings are resolved.

Additional Information

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
RiverSource Life is incorporating by reference in this prospectus information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information that we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC automatically will update and supersede this information. The Annual Report on Form 10-K of RiverSource Life Insurance Company for the year ended December 31, 2012, File No. 33-28976, that we previously filed with the SEC under the Securities Exchange Act of 1934 (1934 Act) is incorporated by reference into this prospectus, as well as all of our subsequent annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC under the 1934 Act. To access this document, see “SEC Filings” under “Investors Relations” on our website at www.ameriprise.com.

RiverSource Life will furnish you without charge a copy of any or all of the documents incorporated by reference into this prospectus, including any exhibits to such documents which have been specifically incorporated by reference. We will do so upon receipt of your written or oral request. You can contact RiverSource Life at the telephone number and address listed on the first page of this prospectus.

AVAILABLE INFORMATION
This prospectus is part of a registration statement we file with the SEC. Additional information on RiverSource Life and on this offering is available in the registration statement. You can obtain copies of these materials at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. In addition to this prospectus, the SAI and information about the contract, information incorporated by reference is available on the EDGAR Database on the SEC’s Internet site at (http://www.sec.gov).

INDEMNIFICATION
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (Securities Act) may be permitted to directors and officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

EVERGREEN NEW SOLUTIONS SELECT VARIABLE ANNUITY — PROSPECTUS 67

APPENDICES

Table of Contents and Cross-Reference Table

APPENDIX NAME	PAGE #	CROSS-REFERENCE	PAGE #

Appendix A: Example — Market Value Adjustment (MVA)	p. 69	Guarantee Period Accounts (GPAs)	p. 22

Appendix B: Example — Income Assurer Benefit Rider Fee	p. 71	Charges — Income Assurer Benefit Rider Fee	p. 31

Appendix C: Example — Withdrawal Charges	p. 72	Charges — Withdrawal Charges	p. 29

Appendix D: Example — Death Benefits	p. 77	Benefits in Case of Death	p. 43

Appendix E: Example — Accumulation Protector Benefit Rider	p. 80	Optional Benefits — Accumulation Protector Benefit Rider	p. 46

Appendix F: Example — Guarantor Withdrawal Benefit — Rider B Disclosure	p. 82	Optional Benefits — Guarantor Withdrawal Benefit Rider	p. 48

Appendix G: Guarantor Withdrawal Benefit Rider — Additional RMD Disclosure	p. 87	Optional Benefits — Guarantor Withdrawal Benefit Rider and Appendix F	p. 82

Appendix H: Example — Guarantor Withdrawal Benefit Rider	p. 88	Optional Benefits — Guarantor Withdrawal Benefit Rider and Appendix F	p. 82

Appendix I: Example — Income Assurer Benefit Riders	p. 90	Optional Benefits — Income Assurer Benefit Riders	p. 53

Appendix J: Example — Benefit Protector Death Benefit Rider	p. 95	Optional Benefits — Benefit Protector Death Benefit Rider	p. 58

Appendix K: Example — Benefit Protector Plus Death Benefit Rider	p. 97	Optional Benefits — Benefit Protector Plus Death Benefit Rider	p. 58

Appendix L: Condensed Financial Information (Unaudited)	p. 99	Condensed Financial Information (Unaudited)	p. 14

The purpose of these appendices is first to illustrate the operation of various contract features and riders; second, to provide additional disclosure regarding various contract features and riders; and lastly, to provide condensed financial history (unaudited) of the subaccounts.

In order to demonstrate the contract features and riders, an example may show hypothetical contract values. These contract values do not represent past or future performance. Actual contract values may be more or less than those shown and will depend on a number of factors, including but not limited to the investment experience of the subaccounts, GPAs and one-year fixed account and the fees and charges that apply to your contract.

The examples of death benefits and optional riders in appendices D through F and H through K include a partial withdrawal to illustrate the effect of a partial withdrawal on the particular benefit. These examples are intended to show how the optional riders operate, and do not take into account whether the rider is part of a qualified contract. Qualified contracts are subject to required minimum distributions at certain ages which may require you to take partial withdrawals from the contract (see “Taxes — Qualified Annuities — Required Minimum Distributions”). If you are considering the addition of certain death benefits and/or optional riders to a qualified contract, you should consult your tax advisor prior to making a purchase for an explanation of the potential tax implications to you.

 68  EVERGREEN NEW SOLUTIONS SELECT VARIABLE ANNUITY — PROSPECTUS

Appendix A: Example — Market Value Adjustment (MVA)

As the examples below demonstrate, the application of an MVA may result in either a gain or a loss of principal. We refer to all of the transactions described below as “early withdrawals.”

Assumptions:

•	You purchase a contract and allocate part of your purchase payment to the ten-year GPA; and

•	we guarantee an interest rate of 3.0% annually for your ten-year guarantee period; and

•	after three years, you decide to make a withdrawal from your GPA. In other words, there are seven years left in your guarantee period.

Remember that the MVA depends partly on the interest rate of a new GPA for the same number of years as the guarantee period remaining on your GPA. In this case, that is seven years.

Example 1: Remember that your GPA is earning 3.0%. Assume at the time of your withdrawal new GPAs that we offer with a seven-year guarantee period are earning 3.5%. We add 0.10% to the 3.5% rate to get 3.6%. Your GPA’s 3.0% rate is less than the 3.6% rate and, so the MVA will be negative.

Example 2: Remember again that your GPA is earning 3.0%, and assume that new GPAs that we offer with a seven-year guarantee period are earning 2.5%. We add 0.10% to the 2.5% rate to get 2.6%. In this example, since your GPA’s 3.0% rate is greater than the 2.6% rate, the MVA will be positive. To determine that adjustment precisely, you will have to use the formula described below.

Sample MVA Calculations
The precise MVA formula we apply is as follows:

Early withdrawal amount ×	[(	1 + i 1 + j + .001)	n/12	− 1 ]	= MVA

Where i	= rate earned in the GPA from which amounts are being transferred or withdrawn.

j	= current rate for a new guarantee period equal to the remaining term in the current guarantee period.

n	= number of months remaining in the current guarantee period (rounded up).

Examples — MVA
Using assumptions similar to those we used in the examples above:

•	You purchase a contract and allocate part of your purchase payment to the ten-year GPA;

•	we guarantee an interest rate of 3.0% annually for your ten-year guarantee period; and

•	after three years, you decide to make a $1,000 withdrawal from your GPA. In other words, there are seven years left in your guarantee period.

Example 1: You request an early withdrawal of $1,000 from your ten-year GPA earning a guaranteed interest rate of 3.0%. Assume at the time of your withdrawal new GPAs that we offer with a seven-year guarantee period are earning 3.5%. Using the formula above, we determine the MVA as follows:

$1,000 ×	[(	1.030 1 + .035 + .001)	84/12	− 1]	= –$39.84

In this example, the MVA is a negative $39.84.

Example 2: You request an early withdrawal of $1,000 from your ten-year GPA earning a guaranteed interest rate of 3.0%. Assume at the time of your withdrawal new GPAs that we offer with a seven-year guarantee period are earning 2.5%. Using the formula above, we determine the MVA as follows:

$1,000 ×	[(	1.030 1 + .025 + .001)	84/12	− 1]	= $27.61

In this example, the MVA is a positive $27.61.

EVERGREEN NEW SOLUTIONS SELECT VARIABLE ANNUITY — PROSPECTUS 69

Please note that when you allocate your purchase payment to the ten-year GPA and your purchase payment is in its fourth year from receipt at the beginning of the guarantee period, your withdrawal charge percentage is 7%, if you elected the seven-year withdrawal charge schedule and 4% if you elected a five-year withdrawal charge schedule. (See “Charges — Withdrawal Charge.”) We do not apply MVAs to the amounts we deduct for withdrawal charges, so we would deduct the withdrawal charge from your early withdrawal after we applied the MVA. Also note that when you request an early withdrawal, we withdraw an amount from your GPA that will give you the net amount you requested after we apply the MVA and any applicable withdrawal charge, unless you request otherwise.

The current interest rate we offer on the GPA will change periodically at our discretion. It is the rate we are then paying on purchase payments, renewals and transfers paid under this class of contracts for guarantee period durations equaling the remaining guarantee period of the GPA to which the formula is being applied.

 70  EVERGREEN NEW SOLUTIONS SELECT VARIABLE ANNUITY — PROSPECTUS

Appendix B: Example — Income Assurer Benefit Rider Fee

Example — Income Assurer Benefit Rider Fee

Assumptions:

•	You purchase the contract with a payment of $50,000 and we add a $500 purchase payment credit. You allocate all of your payment to the Protected Investment Options and make no transfers, add-ons or withdrawals. You select a seven-year withdrawal charge schedule; and

•	On the first contract anniversary your total contract value is $55,545; and

•	On the second contract anniversary your total contract value is $53,270.

We would calculate the Guaranteed Income Benefit Base for each Income Assurer Benefit on the second anniversary as follows:

The Income Assurer Benefit – MAV Guaranteed Income Benefit Base is the greatest of the following values:

Purchase Payments and purchase payment credits less adjusted partial withdrawals:	$50,500
Contract value on the second anniversary:	$53,270
Maximum Anniversary Value:	$55,545

Income Assurer Benefit – MAV Guaranteed Income Benefit Base	$55,545

The Income Assurer Benefit – 5% Accumulation Guaranteed Income Benefit Base is the greatest of the following values:

Purchase Payments and purchase payment credits less adjusted partial withdrawals:	$50,500
Contract value on the second anniversary:	$53,270
5% Variable Account Floor = 1.05 × 1.05 × $50,500	$55,676

Income Assurer Benefit – 5% Accumulation Guaranteed Income Benefit Base	$55,676

The Income Assurer Benefit – Greater of MAV or 5% Accumulation Guaranteed Income Benefit Base is the greatest of the following values:

Purchase Payments and purchase payment credits less adjusted partial withdrawals:	$50,500
Contract value on the second anniversary:	$53,270
Maximum Anniversary Value:	$55,545
5% Variable Account Floor = 1.05 × 1.05 × $50,000	$55,676

Income Assurer Benefit – Greater of MAV or 5% Accumulation Guaranteed Income Benefit Base	$55,676

The Income Assurer Benefit fee deducted from your contract value would be:

Income Assurer Benefit – MAV fee =	0.30% × $55,545 = $166.64
Income Assurer Benefit – 5% Accumulation Benefit Base fee =	0.60% × $55,676 = $334.06
Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base fee =	0.65% × $55,676 = $361.89

EVERGREEN NEW SOLUTIONS SELECT VARIABLE ANNUITY — PROSPECTUS 71

Appendix C: Example — Withdrawal Charges

The examples below show how the withdrawal charge for a full and partial withdrawal is calculated for a contract with a four-year withdrawal charge schedule. Each example illustrates the amount of the withdrawal charge for both a contract that experiences gains and a contract that experiences losses, given the same set of assumptions.

For purposes of calculating any withdrawal charge, including the examples illustrated below, we treat amounts withdrawn from your contract value in the following order:

1.	First, in each contract year, we withdraw amounts totaling up to 10% of your prior anniversary’s contract value or your contract’s remaining benefit payment if you elected the Guarantor Withdrawal Benefit rider and your remaining benefit payment is greater than 10% of your prior anniversary’s contract value. We do not assess a withdrawal charge on this amount.

2.	Next, we withdraw contract earnings, if any, that are greater than the amount described in number one above. We do not assess a withdrawal charge on contract earnings.

3.	Next we withdraw purchase payments received prior to the withdrawal charge period shown in your contract. We do not assess a withdrawal charge on these purchase payments.

4.	Finally, if necessary, we withdraw purchase payments received that are still within the withdrawal charge period you selected and shown in your contract. We withdraw these payments on a “first-in, first-out” (FIFO) basis. We do assess a withdrawal charge on these payments.

After withdrawing earnings in numbers one and two above, we next withdraw enough additional contract value (ACV) to meet your requested withdrawal amount. If the amount described in number one above was greater than contract earnings prior to the withdrawal, the excess (XSF) will be excluded from the purchase payments being withdrawn that were received most recently when calculating the withdrawal charge. We determine the amount of purchase payments being withdrawn (PPW) in numbers three and four above as:

       PPW = XSF + (ACV – XSF) / (CV − TFA) × (PPNPW − XSF)

If the additional contract value withdrawn is less than XSF, then PPW will equal ACV.

We determine current contract earnings (CE) by looking at the entire contract value (CV), not the earnings of any particular subaccount, GPA or the one-year fixed account. If the contract value is less than purchase payments received and not previously withdrawn (PPNPW) then contract earnings are zero.

 72  EVERGREEN NEW SOLUTIONS SELECT VARIABLE ANNUITY — PROSPECTUS

Full withdrawal charge calculation — seven-year withdrawal charge schedule:

This is an example of how we calculate the withdrawal charge on a contract with a seven-year (from the date of each purchase payment) withdrawal charge schedule and the following history:

Assumptions:

•	We receive a single $50,000 purchase payment and we add a purchase payment credit of $500;

•	During the fourth contract year you withdraw the contract for its total value. The withdrawal charge percentage in the fourth year after a purchase payment is 7.0%; and

•	You have made no prior withdrawals.

We will look at two situations, one where the contract has a gain and another where there is a loss:

		Contract with Gain	Contract with Loss

	Contract value just prior to withdrawal:	$60,000.00	$40,000.00
	Contract value on prior anniversary:	58,000.00	42,000.00
We calculate the withdrawal charge as follows:
Step 1.	First, we determine the amount of earnings available in the contract at the time of withdrawal as:
	Contract value just prior to withdrawal (CV):	60,000.00	40,000.00
	Less purchase payments received and not previously withdrawn (PPNPW):	50,000.00	50,000.00

	Earnings in the contract (but not less than zero):	10,000.00	0.00
Step 2.	Next, we determine the Total Free Amount (TFA) available in the contract as the greatest of the following values:
	Earnings in the contract:	10,000.00	0.00
	10% of the prior anniversary’s contract value:	5,800.00	4,200.00

	TFA (but not less than zero):	10,000.00	4,200.00
Step 3.	Next we determine ACV, the amount by which the contract value withdrawn exceeds earnings.
	Contract value withdrawn:	60,000.00	40,000.00
	Less earnings in the contract:	10,000.00	0.00

	ACV (but not less than zero):	50,000.00	40,000.00

Step 4.	Next we determine XSF, the amount by which 10% of the prior anniversary’s contract value exceeds earnings.
	10% of the prior anniversary’s contract value:	5,800.00	4,200.00
	Less earnings in the contract:	10,000.00	0.00

	XSF (but not less than zero):	0.00	4,200.00

Step 5.	Now we can determine how much of the PPNPW is being withdrawn (PPW) as follows:

	PPW = XSF + (ACV − XSF) / (CV − TFA) × (PPNPW − XSF)

	XSF from Step 4 =	0.00	4,200.00
	ACV from Step 3 =	50,000.00	40,000.00
	CV from Step 1 =	60,000.00	40,000.00
	TFA from Step 2 =	10,000.00	4,200.00
	PPNPW from Step 1 =	50,000.00	50,000.00

	PPW =	50,000.00	50,000.00

EVERGREEN NEW SOLUTIONS SELECT VARIABLE ANNUITY — PROSPECTUS 73

Step 6.	We then calculate the withdrawal charge as a percentage of PPW. Note that for a contract with a loss, PPW may be greater than the amount you request to withdraw:
	PPW:	50,000.00	50,000.00
	less XSF:	0.00	4,200.00

	amount of PPW subject to a withdrawal charge:	50,000.00	45,800.00
	multiplied by the withdrawal charge rate:	× 7.0%	× 7.0%

	withdrawal charge:	3,500.00	3,206.00

Step 7.	The dollar amount you will receive as a result of your full withdrawal is determined as:
	Contract value withdrawn:	60,000.00	40,000.00
	Withdrawal charge:	(3,500.00)	(3,206.00)
	Contract charge (assessed upon full withdrawal):	(40.00)	(40.00)

	Net full withdrawal proceeds:	56,460.00	36,754.00

 74  EVERGREEN NEW SOLUTIONS SELECT VARIABLE ANNUITY — PROSPECTUS

Partial withdrawal charge calculation — seven-year withdrawal charge schedule:

This is an example of how we calculate the withdrawal charge on a contract with a seven-year (from the date of each purchase payment) withdrawal charge schedule and the following history:

Assumptions:

•	We receive a single $50,000 purchase payment and we add a purchase payment credit of $500;

•	During the fourth contract year you request a net partial withdrawal of $15,000.00. The withdrawal charge percentage in the fourth year after a purchase payment is 7.0%; and

•	You have made no prior withdrawals.

We will look at two situations, one where the contract has a gain and another where there is a loss:

	Contract with Gain	Contract with Loss

Contract value just prior to withdrawal:	$60,000.00	$40,000.00
Contract value on prior anniversary:	58,000.00	42,000.00

We determine the amount of contract value that must be withdrawn in order for the net partial withdrawal proceeds to match the amount requested. We start with an estimate of the amount of contract value to withdraw and calculate the resulting withdrawal charge and net partial withdrawal proceeds as illustrated below. We then adjust our estimate and repeat until we determine the amount of contract value to withdraw that generates the desired net partial withdrawal proceeds.

We calculate the withdrawal charge as follows:
Step 1.	First, we determine the amount of earnings available in the contract at the time of withdrawal as:
	Contract value just prior to withdrawal (CV):	60,000.00	40,000.00
	Less purchase payments received and not previously withdrawn (PPNPW):	50,000.00	50,000.00

	Earnings in the contract (but not less than zero):	10,000.00	0.00
Step 2.	Next, we determine the Total Free Amount (TFA) available in the contract as the greatest of the following values:
	Earnings in the contract:	10,000.00	0.00
	10% of the prior anniversary’s contract value:	5,800.00	4,200.00

	TFA (but not less than zero):	10,000.00	4,200.00
Step 3.	Next we determine ACV, the amount by which the contract value withdrawn exceeds earnings.
	Contract value withdrawn:	15,376.34	16,062.31
	Less earnings in the contract:	10,000.00	0.00

	ACV (but not less than zero):	5,376.34	16,062.31
Step 4.	Next we determine XSF, the amount by which 10% of the prior anniversary’s contract value exceeds earnings.
	10% of the prior anniversary’s contract value:	5,800.00	4,200.00
	Less earnings in the contract:	10,000.00	0.00

	XSF (but not less than zero):	0.00	4,200.00

EVERGREEN NEW SOLUTIONS SELECT VARIABLE ANNUITY — PROSPECTUS 75

Step 5.	Now we can determine how much of the PPNPW is being withdrawn (PPW) as follows:

	PPW = XSF + (ACV − XSF) / (CV − TFA) × (PPNPW − XSF)

	XSF from Step 4 =	0.00	4,200.00
	ACV from Step 3 =	5,376.34	16,062.31
	CV from Step 1 =	60,000.00	40,000.00
	TFA from Step 2 =	10,000.00	4,200.00
	PPNPW from Step 1 =	50,000.00	50,000.00

	PPW =	5,376.34	19,375.80
Step 6.	We then calculate the withdrawal charge as a percentage of PPW. Note that for a contract with a loss, PPW may be greater than the amount you request to withdraw:
	PPW:	5,376.34	19,375.80
	less XSF:	0.00	4,200.00

	amount of PPW subject to a withdrawal charge:	5,376.34	15,175.80
	multiplied by the withdrawal charge rate:	× 7.0%	× 7.0%

	withdrawal charge:	376.34	1,062.31
Step 7.	The dollar amount you will receive as a result of your partial withdrawal is determined as:
	Contract value withdrawn:	15,376.34	16,062.31
	Withdrawal charge:	(376.34)	(1,062.31)

	Net partial withdrawal proceeds:	15,000.00	15,000.00

 76  EVERGREEN NEW SOLUTIONS SELECT VARIABLE ANNUITY — PROSPECTUS

Appendix D: Example — Death Benefits

Example — ROP Death Benefit

Assumptions:

•	You purchase the contract with a payment of $20,000 and select a seven-year withdrawal charge schedule. We add a $200 purchase payment credit; and

•	On the first contract anniversary you make an additional purchase payment of $5,000 and we add a purchase payment credit of $50; and

•	During the second contract year the contract value falls to $22,000 and you take a $1,500 partial withdrawal (including withdrawal charges); and

•	On the third contract anniversary the contract value grows to $23,000.

We calculate the ROP Death Benefit as follows:
1. Contract value at death:	$23,000.00

2. Purchase payments plus purchase payment credits, minus adjusted partial withdrawals:
Total purchase payments and purchase payment credits:	$25,250.00
minus adjusted partial withdrawals calculated as:

$1,500 × $25,250 $22,000 =	–1,721.59

for a death benefit of:	$23,528.41

ROP Death Benefit, calculated as the greatest of these two values:	$23,528.41

Example — MAV Death Benefit

Assumptions:

•	You purchase the contract with a payment of $20,000 and select a seven-year withdrawal charge schedule. We add a purchase payment credit of $200; and

•	On the first contract anniversary the contract value grows to $24,000; and

•	During the second contract year the contract value falls to $22,000, at which point you take a $1,500 partial withdrawal (including withdrawal charges), leaving a contract value of $20,500.

We calculate the MAV Death Benefit, which is based on the greater of three values, as follows:
1. Contract value at death:	$20,500.00

2. Purchase payments plus purchase payment credits minus adjusted partial withdrawals:
Total purchase payments and purchase payment credits:	$20,200.00
minus the death benefit adjusted partial withdrawals, calculated as:

$1,500 × $20,200 $22,000 =	–1,377.27

for a death benefit of:	$18,822.73

3. The MAV immediately preceding the date of death:
Greatest of your contract anniversary contract values:	$24,000.00
plus purchase payments and credits made since that anniversary:	+0.00
minus the death benefit adjusted partial withdrawals, calculated as:

$1,500 × $24,000 $22,000 =	–1,636.36

for a death benefit of:	$22,363.64

The MAV Death Benefit, calculated as the greatest of these three values, which is the MAV:	$22,363.64

EVERGREEN NEW SOLUTIONS SELECT VARIABLE ANNUITY — PROSPECTUS 77

Example — 5% Accumulation Death Benefit

Assumptions:

•	You purchase the contract with a payment of $25,000 and select a seven-year withdrawal charge schedule. We add a purchase payment credit of $250 to your contract. You allocate $5,100 to the one-year fixed account and $20,150 to the subaccounts; and

•	On the first contract anniversary, the one-year fixed account value is $5,200 and the subaccount value is $17,000. Total contract value is $22,200; and

•	During the second contract year the one-year fixed account value is $5,300 and the subaccount value is $19,000. Total contract value is $24,300. You take a $1,500 partial withdrawal (including withdrawal charges) all from the subaccounts, leaving the contract value at $22,800.

The death benefit, which is based on the greatest of three values, is calculated as follows:
1. Contract value at death:		$22,800.00

2. Purchase payments plus purchase payment credits minus adjusted partial withdrawals:
Total purchase payments and purchase payment credits:		$25,250.00
minus adjusted partial withdrawals, calculated as:

$1,500 × $25,250 $24,300 =		–1,558.64

for a death benefit of:		$23,691.36

3. The 5% variable account floor:
The variable account floor on the first contract anniversary, calculated as: 1.05 × $20,150 =		$21,157.50
plus purchase payments and purchase payment credits allocated to the subaccounts since that anniversary:		+0.00
minus the 5% variable account floor adjusted partial withdrawal from the subaccounts, calculated as:

$1,500 × $21,157.50 $19,000 =	–$	1,670.33

variable account floor benefit:		$19,487.17
plus the one-year fixed account value:	+$	5,300.00

5% variable account floor (value of the GPAs, the one-year fixed account and the variable account floor):		$24,787.17

The 5% Accumulation Death Benefit, calculated as the greatest of these three values, which is the 5% variable account floor:	$24,787.17

 78  EVERGREEN NEW SOLUTIONS SELECT VARIABLE ANNUITY — PROSPECTUS

Example — Enhanced Death Benefit

Assumptions:

•	You purchase the contract with a payment of $25,000 and select a seven-year withdrawal charge schedule. We add a $250 purchase payment credit. You allocate $5,000 to the one-year fixed account and $20,250 to the subaccounts; and

•	On the first contract anniversary, the one-year fixed account value is $5,200 and the subaccount value is $17,000. Total contract value is $22,200; and

•	During the second contract year, the one-year fixed account value is $5,300 and the subaccount value is $19,000. Total contract value is $24,300. You take a $1,500 partial withdrawal (including withdrawal charges) all from the subaccounts, leaving the contract value at $22,800.

The death benefit, which is based on the greatest of four values, is calculated as follows:
1. Contract value at death:	$22,800.00

2. Purchase payments plus purchase payment credits minus adjusted partial withdrawals:
Total purchase payments and purchase payment credits:	$25,250.00
minus adjusted partial withdrawals, calculated as:

$1,500 × $25,250 $24,300 =	−1,558.64

for a death benefit of:	$23,691.36

3. The MAV on the anniversary immediately preceding the date of death:
The MAV on the immediately preceding anniversary:	$25,250.00
plus purchase payments and purchase payment credits made since that anniversary:	+0.00
minus adjusted partial withdrawals made since that anniversary, calculated as:

$1,500 × $25,250 $24,300 =	−1,558.64

for a MAV Death Benefit of:	$23,691.36

4. The 5% variable account floor:
The variable account floor on the first contract anniversary, calculated as: 1.05 × $20,250 =	$21,262.50
plus purchase payments and purchase payment credits allocated to the subaccounts since that anniversary:	+0.00
minus the 5% variable account floor adjusted partial withdrawal from the subaccounts, calculated as:

$1,500 × $21,262.50 $19,000 =	−1,678.62

variable account floor benefit:	$19,583.88
plus the one-year fixed account value:	+5,300.00

5% variable account floor (value of the GPAs, one-year fixed account and the variable account floor):	$24,883.88

EDB, calculated as the greatest of these four values, which is the 5% variable account floor:	$24,883.88

EVERGREEN NEW SOLUTIONS SELECT VARIABLE ANNUITY — PROSPECTUS 79

Appendix E: Example — Accumulation Protector Benefit Rider

Automatic Step Up
This example shows increases in the Minimum Contract Accumulation Value (MCAV) in the second, third and seventh contract anniversaries. These increases occur because of the automatic step up feature of the rider. The automatic step up does not create contract value, guarantee the performance of any underlying fund in which a subaccount invests, or provide a benefit that can be withdrawn or paid upon death. Rather, the automatic step up is an interim calculation used to arrive at the final MCAV which determines whether a benefit will be paid under the rider on the Benefit Date.

Assumptions:

•	You purchase a contract with a seven-year withdrawal schedule with a payment of $123,762 and receive a purchase payment credit of $1,238; and

•	you make no additional purchase payments to the contract; and

•	you take partial withdrawals from the contract on the fifth and eighth contract anniversaries in the amounts of $2,000 and $5,000, respectively; and

•	contract values increase or decrease according to the hypothetical assumed net rate of return; and

•	you do not exercise the elective step up option available under the rider; and

•	you do not change PN program investment options.

Based on these assumptions, the waiting period expires at the end of the 10th contract year. The rider then ends. On the benefit date, the hypothetical assumed contract value is $108,118 and the MCAV is $136,513, so the contract value would be reset to equal the MCAV, or $136,513.

			MCAV	Hypothetical	Hypothetical
Contract			Adjusted	Assumed	Assumed
Duration	Purchase	Partial	Partial	Net Rate	Contract
in Years	Payments	Withdrawals	Withdrawal	of Return	Value	MCAV

At Issue	$125,000	$ N/A	$ N/A	N/A	$125,000	$125,000

1	0	0	0	12.0%	140,000	125,000

2	0	0	0	15.0%	161,000	128,800	(2)

3	0	0	0	3.0%	165,830	132,664	(2)

4	0	0	0	-8.0%	152,564	132,664

5	0	2,000	2,046	-15.0%	127,679	130,618

6	0	0	0	20.0%	153,215	130,618

7	0	0	0	15.0%	176,197	140,958	(2)

8	0	5,000	4,444	-10.0%	153,577	136,513

9	0	0	0	-20.0%	122,862	136,513

10(1)	0	0	0	-12.0%	108,118	136,513

(1)	The APB benefit date.
(2)	These values indicate where the automatic step up feature increased the MCAV.

Important Information About This Example:

•	If the actual rate of return during the waiting period causes the contract value to equal or exceed the MCAV on the benefit date, no benefit is paid under this rider.

•	Even if a benefit is paid under the rider on the benefit date, contract value allocated to the variable account after the benefit date continues to vary with the market and may go up or go down.

Elective Step Up
This example shows increases in the Minimum Contract Accumulation Value (MCAV) on the first, second, third and seventh contract anniversaries. These increases occur only if you exercise the elective step up option within 30 days following the contract anniversary. The contract value on the date we receive your written request to step up must be greater than the MCAV on that date. The elective step up does not create contract value, guarantee the performance of any underlying fund in which a subaccount invests, or provide a benefit that can be withdrawn or paid upon death. Rather, the Elective Step Up is an interim calculation used to arrive at the final MCAV which determines whether a benefit will be paid under the rider on the Benefit Date.

 80  EVERGREEN NEW SOLUTIONS SELECT VARIABLE ANNUITY — PROSPECTUS

Assumptions:

•	You purchase a contract with a seven-year withdrawal schedule with a payment of $123,762 and receive a purchase payment credit of $1,238; and

•	you make no additional purchase payments to the contract; and

•	you take partial withdrawals from the contract on the fifth, eighth and thirteenth contract anniversaries in the amounts of $2,000, $5,000 and $7,500, respectively; and

•	contract values increase or decrease according to the hypothetical assumed net rate of return; and,

•	the Elective Step up is exercised on the first, second, third and seventh contract anniversaries; and

•	you do not change asset allocation models.

Based on these assumptions, the 10 year waiting period restarts each time you exercise the elective step up option (on the first, second, third and seventh contract anniversaries in this example). The waiting period expires at the end of the 10th contract year following the last exercise of the elective step up option. When the waiting period expires, the rider ends. On the benefit date the hypothetical assumed contract values is $99,198 and the MCAV is $160,117, so the contract value would be reset to equal the MCAV, or $160,117.

	Years				MCAV	Hypothetical	Hypothetical
Contract	Remaining in				Adjusted	Assumed	Assumed
Duration	the Waiting		Purchase	Partial	Partial	Net Rate	Contract
in Years	Period		Payments	Withdrawals	Withdrawal	of Return	Value	MCAV

At Issue	10		$125,000	$ N/A	$ N/A	N/A	$125,000	$125,000

1	10	(2)	0	0	0	12.0%	140,000	140,000	(3)

2	10	(2)	0	0	0	15.0%	161,000	161,000	(3)

3	10	(2)	0	0	0	3.0%	165,830	165,830	(3)

4	9		0	0	0	-8.0%	152,564	165,830

5	8		0	2,000	2,558	-15.0%	127,679	163,272

6	7		0	0	0	20.0%	153,215	163,272

7	10	(2)	0	0	0	15.0%	176,197	176,197	(3)

8	9		0	5,000	5,556	-10.0%	153,577	170,642

9	8		0	0	0	-20.0%	122,862	170,642

10	7		0	0	0	-12.0%	108,118	170,642

11	6		0	0	0	3.0%	111,362	170,642

12	5		0	0	0	4.0%	115,817	170,642

13	4		0	7,500	10,524	5.0%	114,107	160,117

14	3		0	0	0	6.0%	120,954	160,117

15	2		0	0	0	-5.0%	114,906	160,117

16	1		0	0	0	-11.0%	102,266	160,117

17(1)	0		0	0	0	-3.0%	99,198	160,117

(1)	The APB Benefit Date.
(2)	The Waiting Period restarts when the Elective Step Up is exercised.
(3)	These values indicate when the Elective Step Up feature increased the MCAV.

Important Information About This Example:

•	If the actual rate of return during the Waiting Period causes the contract value to equal or exceed the MCAV on the Benefit Date, no benefit is paid under this rider.

•	Exercising the Elective Step up provision may result in an increase in the charge that you pay for this rider.

•	Even if a benefit is paid under the rider on the Benefit Date, contract value allocated to the variable account after the Benefit Date continues to vary with the market and may go up or go down.

EVERGREEN NEW SOLUTIONS SELECT VARIABLE ANNUITY — PROSPECTUS 81

Appendix F: Guarantor Withdrawal Benefit — Rider B Disclosure

GUARANTOR WITHDRAWAL BENEFIT RIDER
The Guarantor Withdrawal Benefit rider is an optional benefit that was offered for an additional annual charge if:

•	your contract application was signed prior to April 29, 2005(1),(2);

•	the rider was available in your state; and

•	you and the annuitant were 79 or younger on the date the contract was issued.

(1)	The Guarantor Withdrawal Benefit rider is not available under an inherited qualified annuity.
(2)	In previous disclosure, we have referred to this rider as Rider B. This rider is no longer available for purchase. See the Guarantor Withdrawal Benefit sections in this prospectus for information about currently offered versions of this benefit. See the rider attached to your contract for the actual terms of the benefit you purchased.

You must elect the Guarantor Withdrawal Benefit rider when you purchase your contract (original rider). This benefit may not be available in your state. The original rider you receive at contract issue offers an elective annual step-up and any withdrawal after a step up during the first three years is considered an excess withdrawal, as described below. The rider effective date of the original rider is the contract issue date.

We will offer you the option of replacing the original rider with a new Guarantor Withdrawal Benefit (enhanced rider), if available in your state. The enhanced rider offers an automatic annual step-up and a withdrawal after a step up during the first three years is not necessarily an excess withdrawal, as described below. The effective date of the enhanced rider will be the contract issue date except for the automatic step-up which will apply to contract anniversaries that occur after you accept the enhanced rider. The descriptions below apply to both the original and enhanced riders unless otherwise noted.

The Guarantor Withdrawal Benefit initially provides a guaranteed minimum withdrawal benefit that gives you the right to take limited partial withdrawals in each contract year that over time will total an amount equal to your purchase payments plus any purchase payment credits. Certain withdrawals and step ups, as described below, can cause the initial guaranteed withdrawal benefit to change. The guarantee remains in effect if your partial withdrawals in a contract year do not exceed the allowed amount. As long as your withdrawals in each contract year do not exceed the allowed amount, you will not be assessed a withdrawal charge. Under the original rider, the allowed amount is the Guaranteed Benefit Payment (GBP — the amount you may withdraw under the terms of the rider in each contract year, subject to certain restrictions prior to the third contract anniversary, as described below). Under the enhanced rider, the allowed amount is equal to 7% of purchase payments and purchase payment credits for the first three years, and the GBP in all other years.

If you withdraw an amount greater than the allowed amount in a contract year, we call this an “excess withdrawal” under the rider. If you make an excess withdrawal under the rider:

•	withdrawal charges, if applicable, will apply only to the amount of the withdrawal that exceeds the allowed amount;

•	the guaranteed benefit amount will be adjusted as described below; and

•	the remaining benefit amount will be adjusted as described below.

For a partial withdrawal that is subject to a withdrawal charge, the amount we actually deduct from your contract value will be the amount you request plus any applicable withdrawal charge (see “Charges — Withdrawal Charge”). Market value adjustments, if applicable, will also be made (see “Guarantee Period Accounts (GPAs) — Market Value Adjustment”). We pay you the amount you request. Any partial withdrawals you take under the contract will reduce the value of the death benefits (see “Benefits in Case of Death”). Upon full withdrawal of the contract, you will receive the remaining contract value less any applicable charges (see “Withdrawals”).

Once elected, the Guarantor Withdrawal Benefit rider may not be cancelled and the fee will continue to be deducted until the contract is terminated, the contract value reduces to zero (described below) or annuity payouts begin. If you select the Guarantor Withdrawal Benefit rider, you may not select an Income Assurer Benefit rider or the Accumulation Protector Benefit rider. If you exercise the annual step up election (see “Elective Step Up” and “Annual Step Up” below), the special spousal continuation step up election (see “Spousal Continuation and Special Spousal Continuation Step Up” below) or change your PN program model portfolio or investment option, the rider charge may change (see “Charges”).

You should consider whether the Guarantor Withdrawal Benefit is appropriate for you because:

•	Use of Asset Allocation Program Required: You must participate in the asset allocation program (see “Making the Most of Your Contract — Asset Allocation Program”), however, you may have elected to participate in the PN program after May 1, 2006 (see “Making the Most of Your Contract — Portfolio Navigator Program”). The PN program and the asset allocation program limit your choice of investments. This means you will not be able to allocate contract value to all of the subaccounts, GPAs or the one-year fixed account that are available under the contract to contract owners who do not elect this rider;

 82  EVERGREEN NEW SOLUTIONS SELECT VARIABLE ANNUITY — PROSPECTUS

•	Tax Considerations for Non-Qualified Annuities: Withdrawals are taxable income to the extent of earnings. Withdrawals of earnings before age 59 1/2 may also incur a 10% IRS early withdrawal penalty.

•	Tax Considerations for Qualified Annuities: Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract (see “Taxes — Qualified Annuities — Required Minimum Distributions”). If you have a qualified annuity, you may need to take an RMD. If you make a withdrawal in any contract year to satisfy an RMD, this may constitute an excess withdrawal, as defined below, and the excess withdrawal procedures described below will apply. Under the terms of the enhanced rider, we allow you to satisfy the RMD based on the life expectancy RMD for your contract and the requirements of the Code and regulations in effect when you purchase your contract, without the withdrawal being treated as an excess withdrawal. It is our current administrative practice to make the same accommodation under the original rider, however, we reserve the right to modify our administrative practice and will give you 30 days’ written notice of any such change. See Appendix G for additional information. RMD rules follow the calendar year which most likely does not coincide with your contract year and therefore may limit when you can take your RMD and not be subject to excess withdrawal processing. You should consult your tax advisor before you select this optional rider if you have any questions about the use of this rider in your tax situation;

•	Limitations on TSAs: Your right to take withdrawals is restricted if your contract is a TSA (see “TSA — Special Provisions”).

•	Limitations on Purchase Payments: We reserve the right to limit the cumulative amount of purchase payments. For current purchase payment restrictions, please see “Buying Your Contract — Purchase Payments”.

•	Interaction with the Total Free Amount (TFA) contract provision: The TFA is the amount you are allowed to withdraw in each contract year without incurring a withdrawal charge (see “Charges — Withdrawal Charge”). The TFA may be greater than GBP under this rider. Any amount you withdraw in a contract year under the contract’s TFA provision that exceeds the GBP is subject to the excess withdrawal procedures for the GBA and RBA described below.

The terms “Guaranteed Benefit Amount” and “Remaining Benefit Amount” are described below. Each is used in the operation of the GBP, the RBP, the elective step up, the annual step up, the special spousal continuation step up and the Guarantor Withdrawal Benefit annuity payout option.

Guaranteed Benefit Amount
The Guaranteed Benefit Amount (GBA) is equal to the initial purchase payment, plus any purchase payment credits, adjusted for subsequent purchase payments, any purchase payment credits, partial withdrawals in excess of the GBP, and step ups. The maximum GBA is $5,000,000.

The GBA is determined at the following times:

•	At contract issue — the GBA is equal to the initial purchase payment, plus any purchase payment credit;

•	When you make additional purchase payments — each additional purchase payment plus any purchase payment credit has its own GBA equal to the amount of the purchase payment plus any purchase payment credit. The total GBA when an additional purchase payment and purchase payment credit are added is the sum of the individual GBAs immediately prior to the receipt of the additional purchase payment, plus the GBA associated with the additional purchase payment;

•	At step up — (see “Elective Step Up” and “Annual Step Up” headings below).

•	When you make a partial withdrawal:

a)	and all of your withdrawals in the current contract year, including the current withdrawal, are less than or equal to the GBP — the GBA remains unchanged. If the partial withdrawal is taken during the first three years, the GBA and the GBP are calculated after the reversal of any prior step ups;

b)	and all of your withdrawals in the current contract year, including the current withdrawal, are greater than the GBP — the following excess withdrawal procedure will be applied to the GBA. If the partial withdrawal is taken during the first three years, the GBA and the GBP are calculated after the reversal of any prior step ups:

c)	under the original rider in a contract year after a step up but before the third contract anniversary — the following excess withdrawal procedure will be applied to the GBA. If the partial withdrawal is taken during the first three years, the GBA and the GBP are calculated after the reversal of any prior step ups:

GBA EXCESS WITHDRAWAL PROCEDURE
The total GBA will automatically be reset to the lesser of (a) the total GBA immediately prior to the withdrawal; or (b) the contract value immediately following the withdrawal. If there have been multiple purchase payments, each payment’s GBA after the withdrawal will be reset to equal that payment’s RBA after the withdrawal plus (a) times (b), where:

(a)	is the ratio of the total GBA after the withdrawal less the total RBA after the withdrawal to the total GBA before the withdrawal less the total RBA after the withdrawal; and

EVERGREEN NEW SOLUTIONS SELECT VARIABLE ANNUITY — PROSPECTUS 83

(b)	is each payment’s GBA before the withdrawal less that payment’s RBA after the withdrawal.

Remaining Benefit Amount
The remaining benefit amount (RBA) at any point is the total guaranteed amount available for future partial withdrawals. The maximum RBA is $5,000,000.

The RBA is determined at the following times:

•	At contract issue — the RBA is equal to the initial purchase payment plus any purchase payment credit;

•	When you make additional purchase payments — each additional purchase payment plus any purchase payment credit has its own RBA equal to the amount of the purchase payment plus any purchase payment credit. The total RBA when an additional purchase payment and purchase payment credit are added is the sum of the individual RBAs immediately prior to the receipt of the additional purchase payment, plus the RBA associated with the additional payment;

•	At step up — (see “Elective Step Up” and “Annual Step Up” headings below).

•	When you make a partial withdrawal:

a)	and all of your withdrawals in the current contract year, including the current withdrawal, are less than or equal to the GBP — the RBA becomes the RBA immediately prior to the partial withdrawal, less the partial withdrawal. If the partial withdrawal is taken during the first three years, the RBA and the GBP are calculated after the reversal of any prior step ups;

b)	and all of your withdrawals in the current contract year, including the current withdrawal, are greater than the GBP — the following excess withdrawal procedure will be applied to the RBA. If the partial withdrawal is taken during the first three years, the RBA and the GBP are calculated after the reversal of any prior step ups;

c)	under the original rider after a step up but before the third contract anniversary — the following excess withdrawal procedure will be applied to the RBA. If the partial withdrawal is taken during the first three years, the RBA and the GBP are calculated after the reversal of any prior step ups;

RBA EXCESS WITHDRAWAL PROCEDURE
The RBA will automatically be reset to the lesser of (a) the contract value immediately following the withdrawal, or (b) the RBA immediately prior to the withdrawal, less the amount of the withdrawal.

If there have been multiple purchase payments, any reduction of the RBA will be taken out of each payment’s RBA in the following manner:

The withdrawal amount up to the remaining benefit payment (defined below) is taken out of each RBA bucket in proportion to its remaining benefit payment at the time of the withdrawal; and the withdrawal amount above the remaining benefit payment and any amount determined by the excess withdrawal procedure are taken out of each RBA bucket in proportion to its RBA at the time of the withdrawal.

Guaranteed Benefit Payment
Under the original rider, the GBP is the amount you may withdraw under the terms of the rider in each contract year, subject to certain restrictions prior to the third anniversary.

Under the enhanced rider, the GBP is the withdrawal amount that you are entitled to take each contract year after the third anniversary until the RBA is depleted.

Under both the original and enhanced riders, the GBP is the lesser of (a) 7% of the GBA; or (b) the RBA.

If you withdraw less than the GBP in a contract year, there is no carry over to the next contract year.

Remaining Benefit Payment
Under the original rider, at the beginning of each contract year, the remaining benefit payment (RBP) is set as the lesser of (a) the GBP, or (b) the RBA.

Under the enhanced rider, at the beginning of each contract year, during the first three years and prior to any withdrawal, the RBP for each purchase payment is set equal to that purchase payment plus any purchase payment credit, multiplied by 7%. At the beginning of any other contract year, each individual RBP is set equal to each individual GBP.

Each additional purchase payment has its own RBP established equal to that payment’s GBP. The total RBP is equal to the sum of the individual RBPs.

Whenever a partial withdrawal is made, the RBP equals the RBP immediately prior to the partial withdrawal less the amount of the partial withdrawal, but not less than zero.

 84  EVERGREEN NEW SOLUTIONS SELECT VARIABLE ANNUITY — PROSPECTUS

Elective Step Up (under the original rider only)
You have the option to increase the RBA, the GBA, the GBP and the RBP beginning with the first contract anniversary. An annual elective step up option is available for 30 days after the contract anniversary. The elective step up option allows you to step up the remaining benefit amount and guaranteed benefit amount to the contract value on the valuation date we receive your written request to step up.

The elective step up is subject to the following rules:

•	if you do not take any withdrawals during the first three contract years, you may step up annually beginning with the first contract anniversary;

•	if you take any withdrawals during the first three contract years, the annual elective step up will not be available until the third contract anniversary;

•	if you step up on the first or second contract anniversary but then take a withdrawal prior to the third contract anniversary, you will lose any prior step ups and the withdrawal will be considered an excess withdrawal subject to the GBA and RBA excess withdrawal procedures discussed under the “Guaranteed Benefit Amount” and “Remaining Benefit Amount” headings above; and

•	you may take withdrawals on or after the third contract anniversary without reversal of previous step ups.

You may only step up if your contract anniversary value is greater than the RBA. The elective step up will be determined as follows:

•	The effective date of the elective step up is the contract anniversary.

•	The RBA will be increased to an amount equal to the contract anniversary value.

•	The GBA will be increased to an amount equal to the greater of (a) the GBA immediately prior to the elective step up; or (b) the contract anniversary value.

•	The GBP will be increased to an amount equal to the greater of (a) the GBP immediately prior to the elective step up; or (b) 7% of the GBA after the elective step up.

•	The RBP will be increased to the lesser of (a) the RBA after the elective step up; or (b) the GBP after the elective step up.

You may elect a step up only once each contract year within 30 days after the contract anniversary. Once a step up has been elected, another step up may not be elected until the next contract anniversary.

Annual Step Up (under the enhanced rider only)
Beginning with the first contract anniversary after you accept the enhanced rider, an increase of the RBA, the GBA, the GBP and the RBP may be available. A step up does not create contract value, guarantee performance of any investment options, or provide a benefit that can be withdrawn or paid upon death. Rather, a step up determines the current values of the GBA, RBA, GBP, and RBP, and may extend the payment period or increase allowable payment.

The annual step up is subject to the following rules:

•	The annual step up is available when the RBA would increase on the step up date. The applicable step up date depends on whether the annual step up is applied on an automatic or elective basis.

•	If the application of the step does not increase the rider charge, the annual step up will be automatically applied to your contract and the step up date is the contract anniversary date.

•	If the application of the step up would increase the rider charge, the annual step up is not automatically applied. Instead, you have the option to step up for 30 days after the contract anniversary. If you exercise the elective annual step up option, you will pay the rider charge in effect on the step up date. If you wish to exercise the elective annual step up option, we must receive a request from you or your investment professional. The step up date is the date we receive your request to step up. If your request is received after the close of business, the step up date will be the next valuation day.

•	Only one step up is allowed each contract year.

•	If you take any withdrawals during the first three contract years, any previously applied step ups will be reversed and the annual step up will not be available until the third contract anniversary;

•	You may take withdrawals on or after the third contract anniversary without reversal of previous step ups.

The annual step up will be determined as follows:

•	The RBA will be increased to an amount equal to the contract value on the step up date.

•	The GBA will be increased to an amount equal to the greater of (a) the GBA immediately prior to the annual step up; or (b) the contract value on the step up date.

•	The GBP will be calculated as described earlier, but based on the increased GBA and RBA.

EVERGREEN NEW SOLUTIONS SELECT VARIABLE ANNUITY — PROSPECTUS 85

•	The RBP will be reset as follows:

(a)	Prior to any withdrawals during the first three years, the RBP will not be affected by the step up.

(b)	At any other time, the RBP will be reset as the increased GBP less all prior withdrawals made during the current contract year, but never less than zero.

Spousal Continuation and Special Spousal Continuation Step Up
If a surviving spouse elects to continue the contract, this rider also continues. The spousal continuation step up is in addition to the elective step up or the annual step up. When a spouse elects to continue the contract, any rider feature processing particular to the first three years of the contract as described in this prospectus no longer applies. The GBA, RBA and GBP values remain unchanged. The RBP is automatically reset to the GBP less all prior withdrawals made in the current contract year, but not less than zero.

A spousal continuation step up occurs automatically when the spouse elects to continue the contract. The rider charge will not change upon this automatic step up.

Under this step up, the RBA will be reset to the greater of the RBA on the valuation date we receive the spouse’s written request to continue the contract and the death benefit that would otherwise have been paid; the GBA will be reset to the greater of the GBA on the valuation date we receive the spouse’s written request to continue the contract and the death benefit that would otherwise have been paid.

Guaranteed Withdrawal Benefit Annuity Payout Option
Several annuity payout plans are available under the contract. As an alternative to these annuity payout plans, a fixed annuity payout option is available under the Guarantor Withdrawal Benefit.

Under this option the amount payable each year will be equal to the remaining schedule of GBPs, but the total amount paid over the life of the annuity will not exceed the current total RBA at the time you begin this fixed annuity option. These annualized amounts will be paid in the frequency that you elect. The frequencies will be among those offered by us at that time but will be no less frequent than annually. If, at the death of the owner, total payments have been made for less than the RBA, the remaining payments will be paid to the beneficiary (see “The Annuity Payout Period” and “Taxes”).

This annuity payout option may also be elected by the beneficiary of a contract as a settlement option. Whenever multiple beneficiaries are designated under the contract, each such beneficiary’s share of the proceeds if they elect this option will be in proportion to their applicable designated beneficiary percentage. Beneficiaries of nonqualified contracts may elect this settlement option subject to the distribution requirements of the contract. We reserve the right to adjust the remaining schedule of GBPs if necessary to comply with the Code.

If Contract Value Reduces to Zero
If the contract value reduces to zero and the RBA remains greater than zero, the following will occur:

•	you will be paid according to the annuity payout option described above;

•	we will no longer accept additional purchase payments;

•	you will no longer be charged for the rider;

•	any attached death benefit riders will terminate; and

•	the death benefit becomes the remaining payments under the annuity payout option described above.

If the contract value falls to zero and the RBA is depleted, the Guarantor Withdrawal Benefit rider and the contract will terminate.

For an example, see Appendix J.

 86  EVERGREEN NEW SOLUTIONS SELECT VARIABLE ANNUITY — PROSPECTUS

Appendix G: Guarantor Withdrawal Benefit Rider —
Additional RMD Disclosure

This appendix describes our current administrative practice for determining the amount of withdrawals in any contract year which an owner may take under the Guarantor Withdrawal Benefit rider (including Riders A and B) to satisfy the RMD rules under 401(a)(9) of the Code without application of the excess withdrawal procedures described in the rider. We reserve the right to modify this administrative practice at any time upon 30 days’ written notice to you.

For owners subject to RMD rules under Section 401(a)(9), our current administrative practice under both the original and the enhanced riders is to allow amounts you withdraw to satisfy these rules will not prompt excess withdrawal processing, subject to the following rules:

(1)	If your Annual Life Expectancy Required Minimum Distribution Amount (ALERMDA) is greater than the RBP from the beginning of the current contract year, an Additional Benefit Amount (ABA) will be set equal to that portion of your ALERMDA that exceeds the RBP.

(2)	Any withdrawals taken in a contract year will count first against and reduce the RBP for that contract year.

(3)	Once the RBP for the current contract year has been depleted, any additional amounts withdrawn will count against and reduce any ABA. These withdrawals will not be considered excess withdrawals as long as they do not exceed the remaining ABA.

(4)	Once the ABA has been depleted, any additional withdrawal amounts will be considered excess withdrawals and will initiate the excess withdrawal processing described in the Guarantor Withdrawal Benefit rider.

The ALERMDA is:

(1)	determined by us each calendar year;

(2)	based solely on the value of the contract to which the Guarantor Withdrawal Benefit rider is attached as of the date we make the determination; and

(3)	based on the company’s understanding and interpretation of the requirements for life expectancy distributions intended to satisfy the required minimum distribution rules under Section 401(a)(9) and the Treasury Regulations promulgated thereunder, as applicable, on the effective date of this prospectus to:

1.	an individual retirement annuity (Section 408(b));

2.	a Roth individual retirement account (Section 408A);

3.	a Simplified Employee Pension plan (Section 408(k));

4.	a tax-sheltered annuity rollover (Section 403(b)).

In the future, the requirements under the Code for such distributions may change and the life expectancy amount calculation provided under your Guarantor Withdrawal Benefit rider may not be sufficient to satisfy the requirements under the Code for these types of distributions. In such a situation, amounts withdrawn to satisfy such distribution requirements will exceed your RBP amount and may result in the reduction of your GBA and RBA as described under the excess withdrawal provision of the rider.

In cases where the Code does not allow the life expectancy of a natural person to be used to calculate the required minimum distribution amount (e.g. ownership by a trust or a charity), we will calculate the life expectancy RMD amount calculated by us as zero in all years. The life expectancy required minimum distribution amount calculated by us will also equal zero in all years.

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Appendix H: Example — Guarantor Withdrawal Benefit Rider

Example of the Guarantor Withdrawal Benefit — This example illustrates both Rider A and Rider B (see “Optional Benefits”).

Assumptions:

•	You purchase the contract with a payment of $100,000, and you select a 7-year withdrawal charge schedule.

•	We add a purchase payment credit of $1,000 to your contract.

The Guaranteed Benefit Amount (GBA) equals your purchase payment plus the purchase payment credit:	$101,000
The Guaranteed Benefit Payment (GBP) equals 7% of your GBA:
0.07 × $101,000 =	$7,070
The Remaining Benefit Amount (RBA) equals your purchase payment plus the purchase payment credit:	$101,000
On the first contract anniversary the contract value grows to $110,000. You decide to step up your benefit.
The RBA equals 100% of your contract value:	$110,000
The GBA equals 100% of your contract value:	$110,000
The GBP equals 7% of your stepped-up GBA:
0.07 × $110,000 =	$7,700
During the fourth contract year you decide to take a partial withdrawal of $7,700.
You took a partial withdrawal equal to your GBP, so your RBA equals the prior RBA less the amount of the partial withdrawal:
$110,000 – $7,700 =	$102,300
The GBA equals the GBA immediately prior to the partial withdrawal:	$110,000
The GBP equals 7% of your GBA:
0.07 × $110,000 =	$7,700
On the fourth contract anniversary you make an additional purchase payment of $50,000.
We add a purchase payment credit of $500 to your contract.
The new RBA for the contract is equal to your prior RBA plus 100% of the additional purchase payment and purchase payment credit:
$102,300 + $50,500 =	$152,800
The new GBA for the contract is equal to your prior GBA plus 100% of the additional purchase payment and purchase payment credit:
$110,000 + $50,500 =	$160,500
The new GBP for the contract is equal to your prior GBP plus 7% of the additional purchase payment and purchase payment credit:
$7,700 + $3,535 =	$11,235
On the fifth contract anniversary your contract value grows to $200,000. You decide to step up your benefit.
The RBA equals 100% of your contract value:	$200,000
The GBA equals 100% of your contract value:	$200,000
The GBP equals 7% of your stepped-up GBA:
0.07 × $200,000 =	$14,000
During the seventh contract year your contract value grows to $230,000. You decide to take a partial withdrawal of $20,000. You took more than your GBP of $14,000 so your RBA gets reset to the lesser of:

(1) your contract value immediately following the partial withdrawal;
$230,000 – $20,000 =	$210,000
OR
(2) your prior RBA less the amount of the partial withdrawal.
$200,000 – $20,000 =	$180,000

 88  EVERGREEN NEW SOLUTIONS SELECT VARIABLE ANNUITY — PROSPECTUS

Reset RBA = lesser of (1) or (2) =	$180,000
The GBA gets reset to the lesser of:
(1) your prior GBA	$200,000
OR
(2) your contract value immediately following the partial withdrawal;
$230,000 – $20,000 =	$210,000
Reset GBA = lesser of (1) or (2) =	$200,000
The Reset GBP is equal to 7% of your Reset GBA:
0.07 × $200,000 =	$14,000
During the eighth contract year your contract value falls to $175,000. You decide to take a partial withdrawal of $25,000. You took more than your GBP of $14,000 so your RBA gets reset to the lesser of:

(1) your contract value immediately following the partial withdrawal;
$175,000 – $25,000 =	$150,000
OR
(2) your prior RBA less the amount of the partial withdrawal.
$180,000 – $25,000 =	$155,000
Reset RBA = lesser of (1) or (2) =	$150,000
The GBA gets reset to the lesser of:
(1) your prior GBA;	$200,000
OR
(2) your contract value immediately following the partial withdrawal; $175,000 – $25,000 =	$150,000
Reset GBA = lesser of (1) or (2) =	$150,000
The Reset GBP is equal to 7% of your Reset GBA:
0.07 × $150,000 =	$10,500

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Appendix I: Example — Income Assurer Benefit Riders

The purpose of these examples is to illustrate the operation of the Income Assurer Benefit Riders. The examples compare payouts available under the contract’s standard annuity payout provisions with annuity payouts available under the riders based on the same set of assumptions. The contract values shown are hypothetical and do not represent past or future performance. Actual contract values may be more or less than those shown and will depend on a number of factors, including but not limited to the investment experience of the subaccounts (referred to in the riders as “Protected Investment Options”) and the fees and charges that apply to your contract.

For each of the riders, we provide two annuity payout plan comparisons based on the hypothetical contract values we have assumed. The first comparison assumes that you select annuity payout Plan B, Life Annuity with 10 Years Certain. The second comparison assumes that you select annuity payout Plan D, Joint and Last Survivor Annuity – No Refund.

Remember that the riders require you to participate in the PN program. The riders are intended to offer protection against market volatility in the subaccounts (Protected Investment Options). Some PN program investment options include Protected Investment Options and Excluded Investment Options (Columbia Variable Portfolio – Cash Management Fund, and if available under the contract, GPAs and/or the one-year fixed account). Excluded Investment Options are not included in calculating the 5% variable account floor under the Income Assurer Benefit – 5% Accumulation Benefit Base rider and the Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base riders. Because the examples which follow are based on hypothetical contract values, they do not factor in differences in the PN program investment options.

Assumptions:

•	You purchase the contract during the 2005 calendar year with a payment of $100,000 and elect the seven-year withdrawal charge schedule; and

•	we immediately add a $1,000 purchase payment credit; and

•	you invest all contract value in the subaccounts (Protected Investment Options); and

•	you make no additional purchase payments, partial withdrawals or changes in the PN program investment options; and

•	the annuitant is male and age 55 at contract issue; and

•	the joint annuitant is female and age 55 at contract issue.

Example — Income Assurer Benefit – MAV

Based on the above assumptions and taking into account fluctuations in contract value due to market conditions, we calculate the guaranteed income benefit base as:

	Assumed	Purchase	Maximum	Guaranteed
Contract	Contract	Payments	Anniversary	Income Benefit
Anniversary	Value	and Credits	Value (MAV)(1)	Base – MAV(2)

1	$109,000	$101,000	$109,000	$109,000
2	127,000	none	127,000	127,000
3	134,000	none	134,000	134,000
4	153,000	none	153,000	153,000
5	86,000	none	153,000	153,000
6	122,000	none	153,000	153,000
7	141,000	none	153,000	153,000
8	155,000	none	155,000	155,000
9	142,000	none	155,000	155,000
10	176,000	none	176,000	176,000
11	143,000	none	176,000	176,000
12	150,000	none	176,000	176,000
13	211,000	none	211,000	211,000
14	201,000	none	211,000	211,000
15	206,000	none	211,000	211,000

(1)	The MAV is limited after age 81, but the guaranteed income benefit base may increase if the contract value increases.
(2)	The Guaranteed Income Benefit Base – MAV is a calculated number, not an amount that can be withdrawn. The Guaranteed Income Benefit Base – MAV does not create contract value or guarantee the performance of any investment option.

 90  EVERGREEN NEW SOLUTIONS SELECT VARIABLE ANNUITY — PROSPECTUS

Plan B – Life Annuity with 10 Years Certain
If you annuitize the contract within 30 days after the illustrated contract anniversary, the minimum monthly income payment under a fixed annuity option (which is the same for the first year of a variable annuity option) on Plan B – Life Annuity with 10 Years Certain would be:

	Standard Provisions		Income Assurer Benefit® – MAV
Contract
Anniversary	Assumed	Plan B – Life with	Guaranteed Income	Plan B – Life with
at Exercise	Contract Value	10 Years Certain*	Benefit Base	10 Years Certain*

10	$176,000	$784.96	$176,000	$784.96
11	143,000	654.94	176,000	806.08
12	150,000	703.50	176,000	825.44
13	211,000	1,017.02	211,000	1,017.02
14	201,000	992.94	211,000	1,042.34
15	206,000	1,046.48	211,000	1,071.88

*	The monthly annuity payments illustrated under the standard annuity payout provisions of the contract and for the riders are computed using the rates guaranteed in Table B of the contract. These are the minimum amounts that could be paid under the standard annuity payout provisions of the contract based on the above assumptions. Annuity payouts under the standard annuity payout provisions of the contract when based on our current annuity payout rates (which are generally higher than the rates guaranteed in Table B of the contract) may be greater than the annuity payouts under the riders, which are always based on the rates guaranteed in Table B of the contract. If the annuity payouts under the standard contract provisions are more favorable than the payouts available under the rider, you will receive the higher standard payout.

Plan D – Joint and Last Survivor Life Annuity – No Refund
If you annuitize the contract within 30 days after the illustrated contract anniversary, the minimum monthly income payment under a fixed annuity option (which is the same for the first year of a variable annuity option) on Plan D – Joint and Last Survivor Life Annuity – No Refund would be:

	Standard Provisions		Income Assurer Benefit® – MAV
Contract
Anniversary	Assumed	Plan D – Last Survivor	Guaranteed Income	Plan D – Last Survivor
at Exercise	Contract Value	No Refund*	Benefit Base	No Refund*

10	$176,000	$631.84	$176,000	$631.84
11	143,000	524.81	176,000	645.92
12	150,000	562.50	176,000	660.00
13	211,000	810.24	211,000	810.24
14	201,000	791.94	211,000	831.34
15	206,000	832.24	211,000	852.44

*	The monthly annuity payments illustrated under the standard annuity payout provisions of the contract and for the riders are computed using the rates guaranteed in Table B of the contract. These are the minimum amounts that could be paid under the standard annuity payout provisions of the contract based on the above assumptions. Annuity payouts under the standard annuity payout provisions of the contract when based on our current annuity payout rates (which are generally higher than the rates guaranteed in Table B of the contract) may be greater than the annuity payouts under the riders, which are always based on the rates guaranteed in Table B of the contract. If the annuity payouts under the standard contract provisions are more favorable than the payouts available under the rider, you will receive the higher standard payout.

NOTE: In the above examples, if you elected to begin receiving annuity payouts within 30 days after the 10th or the 13th contract anniversary, you would not benefit from the rider because the monthly annuity payout in these examples is the same as under the standard provisions of the contract. Because the examples are based on assumed contract values, not actual investment results, you should not conclude from the examples that the riders will provide higher payments more frequently than the standard provisions of the contract.

EVERGREEN NEW SOLUTIONS SELECT VARIABLE ANNUITY — PROSPECTUS 91

Example — Income Assurer Benefit – 5% Accumulation Benefit Base

Based on the above assumptions and taking into account fluctuations in contract value due to market conditions, we calculate the guaranteed income benefit base as:

				Guaranteed
				Income
	Assumed	Purchase		Benefit Base –
Contract	Contract	Payments	5% Accumulation	5% Accumulation
Anniversary	Value	and Credits	Benefit Base(1)	Benefit Base(2)

1	$109,000	$101,000	$106,050	$109,000
2	127,000	none	111,353	127,000
3	134,000	none	116,920	134,000
4	153,000	none	122,766	153,000
5	86,000	none	128,904	128,904
6	122,000	none	135,350	135,350
7	141,000	none	142,117	142,117
8	155,000	none	149,223	155,000
9	142,000	none	156,684	156,684
10	176,000	none	164,518	176,000
11	143,000	none	172,744	172,744
12	150,000	none	181,381	181,381
13	211,000	none	190,451	211,000
14	201,000	none	199,973	201,000
15	206,000	none	209,972	209,972

(1)	The 5% Accumulation Benefit Base value is limited after age 81, but the guaranteed income benefit base may increase if the contract value increases.
(2)	The Guaranteed Income Benefit Base – 5% Accumulation Benefit Base is a calculated number, not an amount that can be withdrawn. The Guaranteed Income Benefit Base – 5% Accumulation Benefit Base does not create contract value or guarantee the performance of any investment option.

Plan B – Life Annuity with 10 Years Certain
If you annuitize the contract within 30 days after the illustrated contract anniversary, the minimum monthly income payment under a fixed annuity option (which is the same for the first year of a variable annuity option) on Plan B – Life Annuity with 10 Years Certain would be:

			Income Assurer Benefit® –
	Standard Provisions		5% Accumulation Benefit Base
Contract
Anniversary	Assumed	Plan B – Life with	Guaranteed Income	Plan B – Life with
at Exercise	Contract Value	10 Years Certain*	Benefit Base	10 Years Certain*

10	$176,000	$784.96	$176,000	$784.96
11	143,000	654.94	172,744	791.17
12	150,000	703.50	181,381	850.68
13	211,000	1,017.02	211,000	1,017.02
14	201,000	992.94	201,000	992.94
15	206,000	1,046.48	209,972	1,066.66

*	The monthly annuity payments illustrated under the standard annuity payout provisions of the contract and for the riders are computed using the rates guaranteed in Table B of the contract. These are the minimum amounts that could be paid under the standard annuity payout provisions of the contract based on the above assumptions. Annuity payouts under the standard annuity payout provisions of the contract when based on our current annuity payout rates (which are generally higher than the rates guaranteed in Table B of the contract) may be greater than the annuity payouts under the riders, which are always based on the rates guaranteed in Table B of the contract. If the annuity payouts under the standard contract provisions are more favorable than the payouts available under the rider, you will receive the higher standard payout.

 92  EVERGREEN NEW SOLUTIONS SELECT VARIABLE ANNUITY — PROSPECTUS

Plan D – Joint and Last Survivor Life Annuity – No Refund
If you annuitize the contract within 30 days after the illustrated contract anniversary, the minimum monthly income payment under a fixed annuity option (which is the same for the first year of a variable annuity option) on Plan D – Joint and Last Survivor Life Annuity – No Refund would be:

			Income Assurer Benefit –
	Standard Provisions		5% Accumulation Benefit Base
Contract
Anniversary	Assumed	Plan D – Last Survivor	Guaranteed Income	Plan D – Last Survivor
at Exercise	Contract Value	No Refund*	Benefit Base	No Refund*

10	$176,000	$631.84	$176,000	$631.84
11	143,000	524.81	172,744	633.97
12	150,000	562.50	181,381	680.18
13	211,000	810.24	211,000	810.24
14	201,000	791.94	201,000	791.94
15	206,000	832.24	209,972	848.29

*	The monthly annuity payments illustrated under the standard annuity payout provisions of the contract and for the riders are computed using the rates guaranteed in Table B of the contract. These are the minimum amounts that could be paid under the standard annuity payout provisions of the contract based on the above assumptions. Annuity payouts under the standard annuity payout provisions of the contract when based on our current annuity payout rates (which are generally higher than the rates guaranteed in Table B of the contract) may be greater than the annuity payouts under the riders, which are always based on the rates guaranteed in Table B of the contract. If the annuity payouts under the standard contract provisions are more favorable than the payouts available under the rider, you will receive the higher standard payout.

NOTE: In the above examples, if you elected to begin receiving annuity payouts within 30 days after the 10th, 13th or the 14th contract anniversary, you would not benefit from the rider because the monthly annuity payout in these examples is the same as under the standard provisions of the contract. Because the examples are based on assumed contract values, not actual investment results, you should not conclude from the examples that the riders will provide higher payments more frequently than the standard provisions of the contract.

Example — Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base

Based on the above assumptions and taking into account fluctuations in contract value due to market conditions, we calculate the guaranteed income benefit base as:

					Guaranteed
					Income
					Benefit Base –
					Greater of
	Assumed	Purchase	Maximum		MAV or 5%
Contract	Contract	Payments	Anniversary	5% Accumulation	Accumulation
Anniversary	Value	and Credits	Value(1)	Benefit Base(1)	Benefit Base(2)

1	$109,000	$101,000	$109,000	$106,050	$109,000
2	127,000	none	127,000	111,353	127,000
3	134,000	none	134,000	116,920	134,000
4	153,000	none	153,000	122,766	153,000
5	86,000	none	153,000	128,904	153,000
6	122,000	none	153,000	135,350	153,000
7	141,000	none	153,000	142,117	153,000
8	155,000	none	155,000	149,223	155,000
9	142,000	none	155,000	156,684	156,684
10	176,000	none	176,000	164,518	176,000
11	143,000	none	176,000	172,744	176,000
12	150,000	none	176,000	181,381	181,381
13	211,000	none	211,000	190,451	211,000
14	201,000	none	211,000	199,973	211,000
15	206,000	none	211,000	209,972	211,000

(1)	The MAV and 5% Accumulation Benefit Base are limited after age 81, but the guaranteed income benefit base may increase if the contract value increases.
(2)	The Guaranteed Income Benefit Base – Greater of MAV or 5% Accumulation Benefit Base is a calculated number, not an amount that can be withdrawn. The Guaranteed Income Benefit Base – Greater of MAV or 5% Accumulation Benefit Base does not create contract value or guarantee the performance of any investment option.

EVERGREEN NEW SOLUTIONS SELECT VARIABLE ANNUITY — PROSPECTUS 93

Plan B – Life Annuity with 10 Years Certain
If you annuitize the contract within 30 days after the illustrated contract anniversary, the minimum monthly income payment under a fixed annuity option (which is the same for the first year of a variable annuity option) on Plan B – Life Annuity with 10 Years Certain would be:

			Income Assurer Benefit – Greater of MAV
	Standard Provisions		or 5% Accumulation Benefit Base
Contract
Anniversary	Assumed	Plan B – Life with	Guaranteed Income	Plan B – Life with
at Exercise	Contract Value	10 Years Certain*	Benefit Base	10 Years Certain*

10	$176,000	$784.96	$176,000	$784.96
11	143,000	654.94	176,000	806.08
12	150,000	703.50	181,381	850.68
13	211,000	1,017.02	211,000	1,017.02
14	201,000	992.94	211,000	1,042.34
15	206,000	1,046.48	211,000	1,071.88

*	The monthly annuity payments illustrated under the standard annuity payout provisions of the contract and for the riders are computed using the rates guaranteed in Table B of the contract. These are the minimum amounts that could be paid under the standard annuity payout provisions of the contract based on the above assumptions. Annuity payouts under the standard annuity payout provisions of the contract when based on our current annuity payout rates (which are generally higher than the rates guaranteed in Table B of the contract) may be greater than the annuity payouts under the riders, which are always based on the rates guaranteed in Table B of the contract. If the annuity payouts under the standard contract provisions are more favorable than the payouts available under the rider, you will receive the higher standard payout.

Plan D – Joint and Last Survivor Life Annuity – No Refund
If you annuitize the contract within 30 days after the illustrated contract anniversary, the minimum monthly income payment under a fixed annuity option (which is the same for the first year of a variable annuity option) on Plan D – Joint and Last Survivor Life Annuity – No Refund would be:

			Income Assurer Benefit – Greater of MAV
	Standard Provisions		or 5% Accumulation Benefit Base
Contract
Anniversary	Assumed	Plan D – Last Survivor	Guaranteed Income	Plan D – Last Survivor
at Exercise	Contract Value	No Refund*	Benefit Base	No Refund*

10	$176,000	$631.84	$176,000	$631.84
11	143,000	524.81	176,000	645.92
12	150,000	562.50	181,381	680.18
13	211,000	810.24	211,000	810.24
14	201,000	791.94	211,000	831.34
15	206,000	832.24	211,000	852.44

*	The monthly annuity payments illustrated under the standard annuity payout provisions of the contract and for the riders are computed using the rates guaranteed in Table B of the contract. These are the minimum amounts that could be paid under the standard annuity payout provisions of the contract based on the above assumptions. Annuity payouts under the standard annuity payout provisions of the contract when based on our current annuity payout rates (which are generally higher than the rates guaranteed in Table B of the contract) may be greater than the annuity payouts under the riders, which are always based on the rates guaranteed in Table B of the contract. If the annuity payouts under the standard contract provisions are more favorable than the payouts available under the rider, you will receive the higher standard payout.

NOTE: In the above examples, if you elected to begin receiving annuity payouts within 30 days after the 10th or the 13th contract anniversary, you would not benefit from the rider because the monthly annuity payout in these examples is the same as under the standard provisions of the contract. Because the examples are based on assumed contract values, not actual investment results, you should not conclude from the examples that the riders will provide higher payments more frequently than the standard provisions of the contract.

 94  EVERGREEN NEW SOLUTIONS SELECT VARIABLE ANNUITY — PROSPECTUS

Appendix J: Example — Benefit Protector Death Benefit Rider

Example of the Benefit Protector

Assumptions:

•	You purchase the contract with a payment of $100,000 and you and the annuitant are under age 70; and

•	You have selected the seven-year withdrawal charge schedule; and

•	We add a $1,000 purchase payment credit to your contract. You select the MAV Death Benefit.

During the first contract year the contract value grows to $105,000. The death benefit under the MAV Death Benefit equals the contract value, less any purchase payment credits added to the contract in the last 12 months, or $104,000. You have not reached the first contract anniversary so the Benefit Protector does not provide any additional benefit at this time

On the first contract anniversary the contract value grows to $110,000. The death benefit equals:
MAV Death Benefit (contract value):	$110,000
plus the Benefit Protector benefit which equals 40% of earnings at death (MAV Death Benefit minus payments not previously withdrawn):
0.40 × ($110,000 – $100,000) =	+4,000

Total death benefit of:	$114,000
On the second contract anniversary the contract value falls to $105,000. The death benefit equals:
MAV Death Benefit (MAV):	$110,000
plus the Benefit Protector benefit (40% of earnings at death):
0.40 × ($110,000 – $100,000) =	+4,000

Total death benefit of:	$114,000
During the third contract year the contract value remains at $105,000 and you request a partial withdrawal of $50,000, including the applicable 7% withdrawal charges. We will withdraw $10,500 from your contract value free of charge (10% of your prior anniversary’s contract value). The remainder of the withdrawal is subject to a 7% withdrawal charge because your payment is in the third year of the withdrawal charge schedule, so we will withdraw $39,500 ($36,735 + $2,765 in withdrawal charges) from your contract value. Altogether, we will withdraw $50,000 and pay you $47,235. We calculate purchase payments not previously withdrawn as $100,000 – $45,000 = $55,000 (remember that $5,000 of the partial withdrawal is contract earnings). The death benefit equals:

MAV Death Benefit (MAV adjusted for partial withdrawals):	$57,619
plus the Benefit Protector benefit (40% of earnings at death):
0.40 × ($57,619 – $55,000) =	+1,048

Total death benefit of:	$58,667
On the third contract anniversary the contract value falls to $40,000. The death benefit equals the previous death benefit. The reduction in contract value has no effect.
On the ninth contract anniversary the contract value grows to a new high of $200,000. Earnings at death reaches its maximum of 250% of purchase payments not previously withdrawn that are one or more years old. The death benefit equals:

MAV Death Benefit (contract value):	$200,000
plus the Benefit Protector benefit (40% of earnings at death, up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old)	+55,000

Total death benefit of:	$255,000

EVERGREEN NEW SOLUTIONS SELECT VARIABLE ANNUITY — PROSPECTUS 95

During the tenth contract year you make an additional purchase payment of $50,000 and we add a purchase payment credit of $500. Your new contract value is now $250,000. The new purchase payment is less than one year old and so it has no effect on the Benefit Protector value. The death benefit equals:

MAV Death Benefit (contract value less any purchase payment credits added in the last 12 months):	$249,500
plus the Benefit Protector benefit (40% of earnings at death, up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old)	+55,000

Total death benefit of:	$304,500
During the eleventh contract year the contract value remains $250,000 and the “new” purchase payment is one year old and the value of the Benefit Protector changes. The death benefit equals:
MAV Death Benefit (contract value):	$250,000
plus the Benefit Protector benefit (40% of earnings at death up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old) 0.40 × ($250,000 – $105,000) =	+58,000

Total death benefit of:	$308,000

 96  EVERGREEN NEW SOLUTIONS SELECT VARIABLE ANNUITY — PROSPECTUS

Appendix K: Example — Benefit Protector Plus Death Benefit Rider

Example of the Benefit Protector Plus

Assumptions:

•	You purchase the contract with a payment of $100,000 and you and the annuitant are under age 70. You have selected the seven-year withdrawal charge schedule; and

•	We add a $1,000 purchase payment credit to your contract. You select the MAV Death Benefit.

During the first contract year the contract value grows to $105,000. The death benefit equals MAV Death Benefit, which is the contract value, less any purchase payment credits added to the contract in the last 12 months, or $104,000. You have not reached the first contract anniversary so the Benefit Protector Plus does not provide any additional benefit at this time.

On the first contract anniversary the contract value grows to $110,000. You have not reached the second contract anniversary so the Benefit Protector Plus does not provide any additional benefit beyond what is provided by the Benefit Protector at this time. The death benefit equals:

MAV Death Benefit (contract value):	$110,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death
(MAV rider minus payments not previously withdrawn):
0.40 × ($110,000 – $100,000) =	+4,000

Total death benefit of:	$114,000
On the second contract anniversary the contract value falls to $105,000. The death benefit equals:
MAV Death Benefit (MAV):	$110,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death:
0.40 × ($110,000 – $100,000) =	+4,000
plus 10% of purchase payments made within 60 days of contract issue and not previously withdrawn: 0.10 × $100,000 =	+10,000

Total death benefit of:	$124,000
During the third contract year the contract value remains at $105,000 and you request a partial withdrawal of $50,000, including the applicable 7% withdrawal charge. We will withdraw $10,500 from your contract value free of charge (10% of your prior anniversary’s contract value). The remainder of the withdrawal is subject to a 7% withdrawal charge because your payment is in the third year of the withdrawal charge schedule, so we will withdraw $39,500 ($36,735 + $2,765 in withdrawal charges) from your contract value. Altogether, we will withdraw $50,000 and pay you $47,235. We calculate purchase payments not previously withdrawn as $100,000 – $45,000 = $55,000 (remember that $5,000 of the partial withdrawal is contract earnings). The death benefit equals:

MAV Death Benefit (MAV adjusted for partial withdrawals):	$57,619
plus the Benefit Protector Plus benefit which equals 40% of earnings at death:
0.40 × ($57,619 – $55,000) =	+1,048
plus 10% of purchase payments made within 60 days of contract issue and not previously withdrawn: 0.10 × $55,000 =	+5,500

Total death benefit of:	$64,167
On the third contract anniversary the contract value falls $40,000. The death benefit equals the previous death benefit. The reduction in contract value has no effect.
On the ninth contract anniversary the contract value grows to a new high of $200,000. Earnings at death reaches its maximum of 250% of purchase payments not previously withdrawn that are one or more years old. Because we are beyond the fourth contract anniversary the Benefit Protector Plus also reaches its maximum of 20%. The death benefit equals:

MAV Death Benefit (contract value):	$200,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death, up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old	+55,000
plus 20% of purchase payments made within 60 days of contract issue and not previously withdrawn: 0.20 × $55,000 =	+11,000

Total death benefit of:	$266,000

EVERGREEN NEW SOLUTIONS SELECT VARIABLE ANNUITY — PROSPECTUS 97

During the tenth contract year you make an additional purchase payment of $50,000 and we add a purchase payment credit of $500. Your new contract value is now $250,000. The new purchase payment is less than one year old and so it has no effect on the Benefit Protector Plus value. The death benefit equals:

MAV Death Benefit (contract value less any purchase payment credits added in the last 12 months):	$249,500
plus the Benefit Protector Plus benefit which equals 40% of earnings at death, up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old	+55,000
plus 20% of purchase payments made within 60 days of contract issue and not previously withdrawn: 0.20 × $55,000 =	+11,000

Total death benefit of:	$315,500
During the eleventh contract year the contract value remains $250,000 and the “new” purchase payment is one year old. The value of the Benefit Protector Plus remains constant. The death benefit equals:

MAV Death Benefit (contract value):	$250,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death
(MAV rider minus payments not previously withdrawn):
0.40 × ($250,000 – $105,000) =	+58,000
plus 20% of purchase payments made within 60 days of contract issue and not previously withdrawn: 0.20 × $55,000 =	+11,000

Total death benefit of:	$319,000

 98  EVERGREEN NEW SOLUTIONS SELECT VARIABLE ANNUITY — PROSPECTUS

Appendix L: Condensed Financial Information (Unaudited)

The following tables give per-unit information about the financial history of the subaccounts representing the lowest and highest total annual variable account expense combinations. The date in which operations commenced in each subaccount is noted in parentheses. The SAI contains tables that give per-unit information about the financial history of each existing subaccount. We have not provided this information for subaccounts (if any) that were not available under your contract as of Dec. 31, 2012. You may obtain a copy of the SAI without charge by contacting us at the telephone number or address listed on the first page of the prospectus.

Variable account charges of 1.15% of the daily net assets of the variable account.
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

AllianceBernstein VPS Growth and Income Portfolio (Class B) (04/30/2004)
Accumulation unit value at beginning of period	$1.09	$1.04	$0.94	$0.79	$1.34	$1.29	$1.12	$1.08	$1.00	—
Accumulation unit value at end of period	$1.27	$1.09	$1.04	$0.94	$0.79	$1.34	$1.29	$1.12	$1.08	—
Number of accumulation units outstanding at end of period (000 omitted)	4	7	81	73	7	7	7	4	4	—

AllianceBernstein VPS International Value Portfolio (Class B) (04/30/2004)
Accumulation unit value at beginning of period	$0.97	$1.22	$1.18	$0.89	$1.93	$1.85	$1.38	$1.20	$1.00	—
Accumulation unit value at end of period	$1.10	$0.97	$1.22	$1.18	$0.89	$1.93	$1.85	$1.38	$1.20	—
Number of accumulation units outstanding at end of period (000 omitted)	2,520	3,034	2,872	3,062	3,533	2,657	2,757	2,505	620	—

American Century VP Inflation Protection, Class II (04/30/2004)
Accumulation unit value at beginning of period	$1.40	$1.27	$1.22	$1.12	$1.15	$1.06	$1.06	$1.06	$1.00	—
Accumulation unit value at end of period	$1.49	$1.40	$1.27	$1.22	$1.12	$1.15	$1.06	$1.06	$1.06	—
Number of accumulation units outstanding at end of period (000 omitted)	2,710	3,410	4,240	4,109	3,849	6,168	6,843	5,789	1,416	—

American Century VP Ultra®, Class II (04/30/2004)
Accumulation unit value at beginning of period	$1.07	$1.08	$0.94	$0.71	$1.23	$1.03	$1.07	$1.07	$1.00	—
Accumulation unit value at end of period	$1.21	$1.07	$1.08	$0.94	$0.71	$1.23	$1.03	$1.07	$1.07	—
Number of accumulation units outstanding at end of period (000 omitted)	1,343	1,731	1,994	2,142	2,162	2,228	3,255	1,738	450	—

American Century VP Value, Class II (04/30/2004)
Accumulation unit value at beginning of period	$1.19	$1.19	$1.06	$0.90	$1.24	$1.33	$1.13	$1.09	$1.00	—
Accumulation unit value at end of period	$1.34	$1.19	$1.19	$1.06	$0.90	$1.24	$1.33	$1.13	$1.09	—
Number of accumulation units outstanding at end of period (000 omitted)	30	40	51	61	2	2	2	2	2	—

Columbia Variable Portfolio – Cash Management Fund (Class 3) (11/11/1999)
Accumulation unit value at beginning of period	$1.13	$1.15	$1.16	$1.17	$1.16	$1.12	$1.08	$1.07	$1.07	$1.08
Accumulation unit value at end of period	$1.12	$1.13	$1.15	$1.16	$1.17	$1.16	$1.12	$1.08	$1.07	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	477	734	815	827	835	334	460	205	64	72

Columbia Variable Portfolio – Diversified Bond Fund (Class 3) (11/11/1999)
Accumulation unit value at beginning of period	$1.59	$1.51	$1.41	$1.25	$1.35	$1.30	$1.26	$1.24	$1.20	$1.17
Accumulation unit value at end of period	$1.69	$1.59	$1.51	$1.41	$1.25	$1.35	$1.30	$1.26	$1.24	$1.20
Number of accumulation units outstanding at end of period (000 omitted)	439	507	618	1,984	2,091	2,204	1,771	120	127	31

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3) (11/11/1999)
Accumulation unit value at beginning of period	$1.50	$1.60	$1.39	$1.10	$1.87	$1.75	$1.48	$1.32	$1.13	$0.81
Accumulation unit value at end of period	$1.69	$1.50	$1.60	$1.39	$1.10	$1.87	$1.75	$1.48	$1.32	$1.13
Number of accumulation units outstanding at end of period (000 omitted)	2,629	3,304	3,550	4,693	4,712	4,137	4,535	2,962	25	25

Columbia Variable Portfolio – Emerging Markets Fund (Class 3) (10/23/2000)
Accumulation unit value at beginning of period	$2.50	$3.20	$2.70	$1.57	$3.43	$2.51	$1.90	$1.43	$1.17	$0.84
Accumulation unit value at end of period	$2.98	$2.50	$3.20	$2.70	$1.57	$3.43	$2.51	$1.90	$1.43	$1.17
Number of accumulation units outstanding at end of period (000 omitted)	542	704	659	891	1,256	981	1,358	1,275	363	18

Columbia Variable Portfolio – Income Opportunities Fund (Class 3) (06/01/2004)
Accumulation unit value at beginning of period	$1.59	$1.52	$1.36	$0.97	$1.20	$1.19	$1.11	$1.09	$1.00	—
Accumulation unit value at end of period	$1.81	$1.59	$1.52	$1.36	$0.97	$1.20	$1.19	$1.11	$1.09	—
Number of accumulation units outstanding at end of period (000 omitted)	75	93	131	790	664	632	504	—	15,000	—

Columbia Variable Portfolio – Large Cap Growth Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.07	$1.11	$0.96	$0.71	$1.29	$1.27	$1.15	$1.07	$1.00	—
Accumulation unit value at end of period	$1.27	$1.07	$1.11	$0.96	$0.71	$1.29	$1.27	$1.15	$1.07	—
Number of accumulation units outstanding at end of period (000 omitted)	43	66	74	263	390	302	—	—	—	—

Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.09	$1.05	$0.90	$0.73	$1.29	$1.26	$1.11	$1.06	$1.00	—
Accumulation unit value at end of period	$1.23	$1.09	$1.05	$0.90	$0.73	$1.29	$1.26	$1.11	$1.06	—
Number of accumulation units outstanding at end of period (000 omitted)	1,217	1,775	2,312	2,486	2,481	2,441	2,749	3,138	1,827	—

EVERGREEN NEW SOLUTIONS SELECT VARIABLE ANNUITY — PROSPECTUS 99

Variable account charges of 1.15% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

Columbia Variable Portfolio – Mid Cap Growth Opportunity Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.20	$1.42	$1.14	$0.71	$1.30	$1.15	$1.17	$1.07	$1.00	—
Accumulation unit value at end of period	$1.31	$1.20	$1.42	$1.14	$0.71	$1.30	$1.15	$1.17	$1.07	—
Number of accumulation units outstanding at end of period (000 omitted)	81	116	139	162	215	199	234	240	145	—

Columbia Variable Portfolio – S&P 500 Index Fund (Class 3) (10/23/2000)
Accumulation unit value at beginning of period	$0.93	$0.93	$0.82	$0.66	$1.06	$1.02	$0.89	$0.86	$0.79	$0.63
Accumulation unit value at end of period	$1.06	$0.93	$0.93	$0.82	$0.66	$1.06	$1.02	$0.89	$0.86	$0.79
Number of accumulation units outstanding at end of period (000 omitted)	151	177	175	202	177	235	343	380	355	418

Columbia Variable Portfolio – Select Large-Cap Value Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.14	$1.17	$0.99	$0.79	$1.32	$1.34	$1.14	$1.10	$1.00	—
Accumulation unit value at end of period	$1.34	$1.14	$1.17	$0.99	$0.79	$1.32	$1.34	$1.14	$1.10	—
Number of accumulation units outstanding at end of period (000 omitted)	4	4	4	4	4	4	4	4	—	—

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.10	$1.10	$1.08	$1.03	$1.07	$1.03	$1.01	$1.00	$1.00	—
Accumulation unit value at end of period	$1.11	$1.10	$1.10	$1.08	$1.03	$1.07	$1.03	$1.01	$1.00	—
Number of accumulation units outstanding at end of period (000 omitted)	389	494	553	839	589	537	573	342	24	—

Dreyfus Investment Portfolios Technology Growth Portfolio, Service Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.29	$1.42	$1.11	$0.71	$1.23	$1.09	$1.06	$1.03	$1.00	—
Accumulation unit value at end of period	$1.47	$1.29	$1.42	$1.11	$0.71	$1.23	$1.09	$1.06	$1.03	—
Number of accumulation units outstanding at end of period (000 omitted)	421	523	582	715	862	874	1,176	864	204	—

Dreyfus Variable Investment Fund International Value Portfolio, Service Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.04	$1.29	$1.25	$0.97	$1.57	$1.53	$1.26	$1.14	$1.00	—
Accumulation unit value at end of period	$1.15	$1.04	$1.29	$1.25	$0.97	$1.57	$1.53	$1.26	$1.14	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—

Fidelity® VIP Contrafund® Portfolio Service Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.38	$1.44	$1.24	$0.93	$1.64	$1.41	$1.28	$1.11	$1.00	—
Accumulation unit value at end of period	$1.58	$1.38	$1.44	$1.24	$0.93	$1.64	$1.41	$1.28	$1.11	—
Number of accumulation units outstanding at end of period (000 omitted)	3,858	5,112	5,777	6,351	7,155	7,060	8,517	5,857	1,194	—

Fidelity® VIP Investment Grade Bond Portfolio Service Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.35	$1.28	$1.20	$1.05	$1.11	$1.07	$1.04	$1.04	$1.00	—
Accumulation unit value at end of period	$1.41	$1.35	$1.28	$1.20	$1.05	$1.11	$1.07	$1.04	$1.04	—
Number of accumulation units outstanding at end of period (000 omitted)	1,587	1,888	2,223	2,984	2,975	4,000	3,220	2,391	560	—

Fidelity® VIP Mid Cap Portfolio Service Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.66	$1.89	$1.48	$1.07	$1.80	$1.58	$1.42	$1.22	$1.00	—
Accumulation unit value at end of period	$1.88	$1.66	$1.89	$1.48	$1.07	$1.80	$1.58	$1.42	$1.22	—
Number of accumulation units outstanding at end of period (000 omitted)	561	667	687	1,113	1,311	1,141	1,202	715	1	—

Fidelity® VIP Overseas Portfolio Service Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.10	$1.35	$1.21	$0.97	$1.75	$1.51	$1.30	$1.10	$1.00	—
Accumulation unit value at end of period	$1.31	$1.10	$1.35	$1.21	$0.97	$1.75	$1.51	$1.30	$1.10	—
Number of accumulation units outstanding at end of period (000 omitted)	535	721	762	824	936	822	962	1,107	628	—

FTVIPT Franklin Income Securities Fund – Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.42	$1.41	$1.26	$0.94	$1.36	$1.32	$1.13	$1.13	$1.00	—
Accumulation unit value at end of period	$1.59	$1.42	$1.41	$1.26	$0.94	$1.36	$1.32	$1.13	$1.13	—
Number of accumulation units outstanding at end of period (000 omitted)	235	252	320	320	322	349	365	374	300	—

FTVIPT Templeton Global Bond Securities Fund – Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.86	$1.90	$1.68	$1.43	$1.36	$1.24	$1.12	$1.16	$1.00	—
Accumulation unit value at end of period	$2.12	$1.86	$1.90	$1.68	$1.43	$1.36	$1.24	$1.12	$1.16	—
Number of accumulation units outstanding at end of period (000 omitted)	828	1,103	1,323	1,888	1,892	2,787	2,962	2,190	575	—

Goldman Sachs VIT Mid Cap Value Fund – Institutional Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.47	$1.59	$1.28	$0.98	$1.57	$1.54	$1.34	$1.20	$1.00	—
Accumulation unit value at end of period	$1.72	$1.47	$1.59	$1.28	$0.98	$1.57	$1.54	$1.34	$1.20	—
Number of accumulation units outstanding at end of period (000 omitted)	1,152	1,512	1,698	2,218	2,351	2,480	2,618	1,915	505	—

Invesco V.I. Comstock Fund, Series II Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.15	$1.19	$1.04	$0.82	$1.29	$1.34	$1.17	$1.13	$1.00	—
Accumulation unit value at end of period	$1.36	$1.15	$1.19	$1.04	$0.82	$1.29	$1.34	$1.17	$1.13	—
Number of accumulation units outstanding at end of period (000 omitted)	4,732	6,409	7,214	7,754	8,226	8,387	9,048	7,239	1,714	—

Invesco V.I. Mid Cap Growth Fund, Series II Shares (04/27/2012)
Accumulation unit value at beginning of period	$1.00	—	—	—	—	—	—	—	—	—
Accumulation unit value at end of period	$0.98	—	—	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—

 100  EVERGREEN NEW SOLUTIONS SELECT VARIABLE ANNUITY — PROSPECTUS

Variable account charges of 1.15% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

Morgan Stanley UIF U.S. Real Estate Portfolio, Class II Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.84	$1.77	$1.38	$1.09	$1.77	$2.17	$1.59	$1.38	$1.00	—
Accumulation unit value at end of period	$2.11	$1.84	$1.77	$1.38	$1.09	$1.77	$2.17	$1.59	$1.38	—
Number of accumulation units outstanding at end of period (000 omitted)	62	102	122	193	206	204	132	155	69	—

Oppenheimer Capital Appreciation Fund/VA, Service Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.06	$1.09	$1.01	$0.71	$1.32	$1.17	$1.10	$1.06	$1.00	—
Accumulation unit value at end of period	$1.20	$1.06	$1.09	$1.01	$0.71	$1.32	$1.17	$1.10	$1.06	—
Number of accumulation units outstanding at end of period (000 omitted)	1,413	1,842	2,133	2,047	2,333	2,161	2,648	2,022	561	—

Oppenheimer Global Fund/VA, Service Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.33	$1.47	$1.29	$0.94	$1.59	$1.51	$1.30	$1.16	$1.00	—
Accumulation unit value at end of period	$1.59	$1.33	$1.47	$1.29	$0.94	$1.59	$1.51	$1.30	$1.16	—
Number of accumulation units outstanding at end of period (000 omitted)	7	8	41	47	21	20	17	18	19	—

Oppenheimer Main Street Small Cap Fund®/VA, Service Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.37	$1.42	$1.16	$0.86	$1.40	$1.44	$1.27	$1.17	$1.00	—
Accumulation unit value at end of period	$1.59	$1.37	$1.42	$1.16	$0.86	$1.40	$1.44	$1.27	$1.17	—
Number of accumulation units outstanding at end of period (000 omitted)	18	18	19	25	16	18	19	18	16	—

Putnam VT Global Health Care Fund – Class IB Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.17	$1.19	$1.18	$0.95	$1.15	$1.17	$1.16	$1.03	$1.00	—
Accumulation unit value at end of period	$1.41	$1.17	$1.19	$1.18	$0.95	$1.15	$1.17	$1.16	$1.03	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—

Putnam VT Small Cap Value Fund – Class IB Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.15	$1.22	$0.98	$0.75	$1.26	$1.46	$1.26	$1.19	$1.00	—
Accumulation unit value at end of period	$1.34	$1.15	$1.22	$0.98	$0.75	$1.26	$1.46	$1.26	$1.19	—
Number of accumulation units outstanding at end of period (000 omitted)	9	11	11	12	14	12	194	—	—	—

Variable Portfolio – Aggressive Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.07	$1.12	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.21	$1.07	$1.12	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	145	—	—	—	—	—	—	—	—	—

Variable Portfolio – Aggressive Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.07	$1.12	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.21	$1.07	$1.12	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,303	1,997	3,063	—	—	—	—	—	—	—

Variable Portfolio – BlackRock Global Inflation-Protected Securities Fund (Class 3) (05/01/2006)
Accumulation unit value at beginning of period	$1.28	$1.18	$1.15	$1.09	$1.10	$1.03	$1.00	—	—	—
Accumulation unit value at end of period	$1.34	$1.28	$1.18	$1.15	$1.09	$1.10	$1.03	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	242	277	352	1,468	1,135	1,300	1,312	—	—	—

Variable Portfolio – Conservative Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.06	$1.04	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.13	$1.06	$1.04	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	708	353	168	—	—	—	—	—	—	—

Variable Portfolio – Conservative Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.06	$1.04	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.13	$1.06	$1.04	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	471	597	614	—	—	—	—	—	—	—

Variable Portfolio – Moderate Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.08	$1.09	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.19	$1.08	$1.09	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	323	101	86	—	—	—	—	—	—	—

Variable Portfolio – Moderate Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.08	$1.09	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.19	$1.08	$1.09	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	6,561	8,468	8,331	—	—	—	—	—	—	—

Variable Portfolio – Moderately Aggressive Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.08	$1.11	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.20	$1.08	$1.11	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	68	568	410	—	—	—	—	—	—	—

Variable Portfolio – Moderately Aggressive Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.08	$1.11	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.20	$1.08	$1.11	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	2,714	3,986	4,256	—	—	—	—	—	—	—

EVERGREEN NEW SOLUTIONS SELECT VARIABLE ANNUITY — PROSPECTUS 101

Variable account charges of 1.15% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

Variable Portfolio – Moderately Conservative Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.08	$1.07	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.16	$1.08	$1.07	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	141	385	—	—	—	—	—	—	—	—

Variable Portfolio – Moderately Conservative Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.08	$1.07	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.16	$1.08	$1.07	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	613	1,237	1,915	—	—	—	—	—	—	—

Variable Portfolio – Partners Small Cap Value Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.43	$1.51	$1.23	$0.91	$1.35	$1.43	$1.21	$1.15	$1.00	—
Accumulation unit value at end of period	$1.61	$1.43	$1.51	$1.23	$0.91	$1.35	$1.43	$1.21	$1.15	—
Number of accumulation units outstanding at end of period (000 omitted)	1,336	1,723	1,908	2,350	2,596	2,791	2,698	2,395	610	—

Variable Portfolio – Victory Established Value Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.24	$1.34	$1.11	$0.82	$1.31	$1.25	$1.09	$1.10	$1.00	—
Accumulation unit value at end of period	$1.43	$1.24	$1.34	$1.11	$0.82	$1.31	$1.25	$1.09	$1.10	—
Number of accumulation units outstanding at end of period (000 omitted)	1	1	1	1	1	1	1	—	—	—

Wanger USA (04/30/2004)
Accumulation unit value at beginning of period	$1.38	$1.45	$1.19	$0.84	$1.42	$1.36	$1.27	$1.16	$1.00	—
Accumulation unit value at end of period	$1.64	$1.38	$1.45	$1.19	$0.84	$1.42	$1.36	$1.27	$1.16	—
Number of accumulation units outstanding at end of period (000 omitted)	870	1,131	1,309	1,726	1,875	1,858	1,824	1,445	363	—

Wells Fargo Advantage VT International Equity Fund – Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.18	$1.38	$1.19	$1.05	$1.81	$1.60	$1.32	$1.15	$1.00	—
Accumulation unit value at end of period	$1.33	$1.18	$1.38	$1.19	$1.05	$1.81	$1.60	$1.32	$1.15	—
Number of accumulation units outstanding at end of period (000 omitted)	511	645	637	813	667	657	741	652	5	—

Wells Fargo Advantage VT Omega Growth Fund – Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.39	$1.49	$1.26	$0.89	$1.24	$1.12	$1.07	$1.05	$1.00	—
Accumulation unit value at end of period	$1.66	$1.39	$1.49	$1.26	$0.89	$1.24	$1.12	$1.07	$1.05	—
Number of accumulation units outstanding at end of period (000 omitted)	1,038	1,312	1,504	1,159	1,258	1,531	1,651	1,365	279	—

Wells Fargo Advantage VT Opportunity Fund – Class 2 (08/26/2011)
Accumulation unit value at beginning of period	$1.05	$1.00	—	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.20	$1.05	—	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	66	83	—	—	—	—	—	—	—	—

Wells Fargo Advantage VT Small Cap Growth Fund – Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.58	$1.67	$1.33	$0.88	$1.53	$1.36	$1.12	$1.06	$1.00	—
Accumulation unit value at end of period	$1.68	$1.58	$1.67	$1.33	$0.88	$1.53	$1.36	$1.12	$1.06	—
Number of accumulation units outstanding at end of period (000 omitted)	173	222	267	—	—	—	—	—	—	—

Wells Fargo Advantage VT Small Cap Value Fund – Class 2 (07/16/2010)
Accumulation unit value at beginning of period	$1.12	$1.22	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.26	$1.12	$1.22	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	16	17	18	—	—	—	—	—	—	—

Wells Fargo Advantage VT Total Return Bond Fund – Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.43	$1.33	$1.26	$1.14	$1.12	$1.07	$1.04	$1.04	$1.00	—
Accumulation unit value at end of period	$1.50	$1.43	$1.33	$1.26	$1.14	$1.12	$1.07	$1.04	$1.04	—
Number of accumulation units outstanding at end of period (000 omitted)	848	1,179	1,481	495	500	719	668	432	87	—

Variable account charges of 1.90% of the daily net assets of the variable account.
Year ended Dec. 31,		2012	2011	2010	2009	2008	2007	2006	2005	2004

AllianceBernstein VPS Growth and Income Portfolio (Class B) (04/30/2004)
Accumulation unit value at beginning of period		$1.03	$0.99	$0.90	$0.76	$1.30	$1.27	$1.11	$1.08	$1.00
Accumulation unit value at end of period		$1.19	$1.03	$0.99	$0.90	$0.76	$1.30	$1.27	$1.11	$1.08
Number of accumulation units outstanding at end of period (000 omitted)		91	130	124	89	113	168	170	126	90

AllianceBernstein VPS International Value Portfolio (Class B) (04/30/2004)
Accumulation unit value at beginning of period		$0.92	$1.16	$1.13	$0.86	$1.87	$1.81	$1.36	$1.19	$1.00
Accumulation unit value at end of period		$1.03	$0.92	$1.16	$1.13	$0.86	$1.87	$1.81	$1.36	$1.19
Number of accumulation units outstanding at end of period (000 omitted)		5,828	6,871	7,882	19,909	27,146	17,556	13,071	8,418	3,162

American Century VP Inflation Protection, Class II (04/30/2004)
Accumulation unit value at beginning of period		$1.32	$1.21	$1.17	$1.08	$1.12	$1.04	$1.05	$1.05	$1.00
Accumulation unit value at end of period		$1.39	$1.32	$1.21	$1.17	$1.08	$1.12	$1.04	$1.05	$1.05
Number of accumulation units outstanding at end of period (000 omitted)		6,691	7,945	11,844	13,423	13,696	23,067	24,580	21,086	7,249

 102  EVERGREEN NEW SOLUTIONS SELECT VARIABLE ANNUITY — PROSPECTUS

Variable account charges of 1.90% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004

American Century VP Ultra®, Class II (04/30/2004)
Accumulation unit value at beginning of period	$1.01	$1.02	$0.90	$0.68	$1.19	$1.01	$1.06	$1.06	$1.00
Accumulation unit value at end of period	$1.13	$1.01	$1.02	$0.90	$0.68	$1.19	$1.01	$1.06	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	2,194	2,936	4,147	5,039	6,040	6,538	19,124	6,266	2,495

American Century VP Value, Class II (04/30/2004)
Accumulation unit value at beginning of period	$1.12	$1.13	$1.02	$0.87	$1.21	$1.30	$1.12	$1.09	$1.00
Accumulation unit value at end of period	$1.26	$1.12	$1.13	$1.02	$0.87	$1.21	$1.30	$1.12	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	12	87	16	16	19	24	29	15	26

Columbia Variable Portfolio – Cash Management Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.00	$1.02	$1.04	$1.06	$1.05	$1.03	$1.00	$0.99	$1.00
Accumulation unit value at end of period	$0.98	$1.00	$1.02	$1.04	$1.06	$1.05	$1.03	$1.00	$0.99
Number of accumulation units outstanding at end of period (000 omitted)	1,683	2,045	2,910	11,536	5,320	3,584	1,771	839	136

Columbia Variable Portfolio – Diversified Bond Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.25	$1.20	$1.13	$1.00	$1.09	$1.06	$1.03	$1.03	$1.00
Accumulation unit value at end of period	$1.32	$1.25	$1.20	$1.13	$1.00	$1.09	$1.06	$1.03	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	2,131	2,517	3,451	52,732	52,913	49,906	27,709	237	220

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.25	$1.34	$1.17	$0.93	$1.60	$1.51	$1.29	$1.15	$1.00
Accumulation unit value at end of period	$1.40	$1.25	$1.34	$1.17	$0.93	$1.60	$1.51	$1.29	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	6,023	7,706	10,251	47,600	45,615	31,206	25,297	8,506	34

Columbia Variable Portfolio – Emerging Markets Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.93	$2.49	$2.12	$1.24	$2.73	$2.01	$1.53	$1.17	$1.00
Accumulation unit value at end of period	$2.28	$1.93	$2.49	$2.12	$1.24	$2.73	$2.01	$1.53	$1.17
Number of accumulation units outstanding at end of period (000 omitted)	1,624	2,042	2,330	8,001	12,125	7,826	7,742	4,979	2,159

Columbia Variable Portfolio – Income Opportunities Fund (Class 3) (06/01/2004)
Accumulation unit value at beginning of period	$1.52	$1.46	$1.32	$0.94	$1.18	$1.18	$1.11	$1.09	$1.00
Accumulation unit value at end of period	$1.72	$1.52	$1.46	$1.32	$0.94	$1.18	$1.18	$1.11	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	540	724	967	23,958	16,287	14,534	6,780	8	8

Columbia Variable Portfolio – Large Cap Growth Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.01	$1.06	$0.92	$0.69	$1.26	$1.24	$1.14	$1.07	$1.00
Accumulation unit value at end of period	$1.19	$1.01	$1.06	$0.92	$0.69	$1.26	$1.24	$1.14	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	195	258	361	910	3,801	2,883	38	38	—

Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.03	$1.00	$0.86	$0.71	$1.25	$1.24	$1.09	$1.05	$1.00
Accumulation unit value at end of period	$1.15	$1.03	$1.00	$0.86	$0.71	$1.25	$1.24	$1.09	$1.05
Number of accumulation units outstanding at end of period (000 omitted)	3,922	5,131	7,801	9,323	10,215	10,759	11,734	14,054	9,019

Columbia Variable Portfolio – Mid Cap Growth Opportunity Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.13	$1.35	$1.09	$0.68	$1.26	$1.13	$1.15	$1.07	$1.00
Accumulation unit value at end of period	$1.23	$1.13	$1.35	$1.09	$0.68	$1.26	$1.13	$1.15	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	393	430	548	702	933	906	1,023	1,088	697

Columbia Variable Portfolio – S&P 500 Index Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.11	$1.11	$0.99	$0.80	$1.29	$1.25	$1.11	$1.08	$1.00
Accumulation unit value at end of period	$1.26	$1.11	$1.11	$0.99	$0.80	$1.29	$1.25	$1.11	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	188	198	211	155	94	147	142	132	48

Columbia Variable Portfolio – Select Large-Cap Value Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.08	$1.12	$0.94	$0.76	$1.29	$1.32	$1.13	$1.10	$1.00
Accumulation unit value at end of period	$1.25	$1.08	$1.12	$0.94	$0.76	$1.29	$1.32	$1.13	$1.10
Number of accumulation units outstanding at end of period (000 omitted)	41	—	—	—	14	23	23	24	—

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.04	$1.04	$1.03	$1.00	$1.05	$1.01	$0.99	$1.00	$1.00
Accumulation unit value at end of period	$1.04	$1.04	$1.04	$1.03	$1.00	$1.05	$1.01	$0.99	$1.00
Number of accumulation units outstanding at end of period (000 omitted)	1,516	1,924	2,722	10,350	5,772	5,294	3,802	1,781	218

Dreyfus Investment Portfolios Technology Growth Portfolio, Service Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.22	$1.35	$1.06	$0.69	$1.20	$1.07	$1.04	$1.03	$1.00
Accumulation unit value at end of period	$1.38	$1.22	$1.35	$1.06	$0.69	$1.20	$1.07	$1.04	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	988	1,184	1,653	2,265	2,987	3,110	6,310	2,901	1,117

Dreyfus Variable Investment Fund International Value Portfolio, Service Shares (04/30/2004)
Accumulation unit value at beginning of period	$0.98	$1.23	$1.20	$0.94	$1.53	$1.50	$1.25	$1.14	$1.00
Accumulation unit value at end of period	$1.08	$0.98	$1.23	$1.20	$0.94	$1.53	$1.50	$1.25	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	27	24	21	19	38	24	24	26	7

EVERGREEN NEW SOLUTIONS SELECT VARIABLE ANNUITY — PROSPECTUS 103

Variable account charges of 1.90% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004

Fidelity® VIP Contrafund® Portfolio Service Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.30	$1.37	$1.19	$0.90	$1.59	$1.38	$1.27	$1.11	$1.00
Accumulation unit value at end of period	$1.48	$1.30	$1.37	$1.19	$0.90	$1.59	$1.38	$1.27	$1.11
Number of accumulation units outstanding at end of period (000 omitted)	8,416	10,938	14,844	26,124	44,134	42,111	45,962	19,309	6,485

Fidelity® VIP Investment Grade Bond Portfolio Service Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.28	$1.22	$1.15	$1.02	$1.08	$1.05	$1.03	$1.03	$1.00
Accumulation unit value at end of period	$1.32	$1.28	$1.22	$1.15	$1.02	$1.08	$1.05	$1.03	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	3,225	3,767	5,353	28,571	28,234	30,874	10,450	8,474	3,024

Fidelity® VIP Mid Cap Portfolio Service Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.57	$1.79	$1.42	$1.04	$1.75	$1.55	$1.40	$1.21	$1.00
Accumulation unit value at end of period	$1.76	$1.57	$1.79	$1.42	$1.04	$1.75	$1.55	$1.40	$1.21
Number of accumulation units outstanding at end of period (000 omitted)	1,346	1,681	2,112	10,749	15,569	9,998	6,670	2,154	194

Fidelity® VIP Overseas Portfolio Service Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.04	$1.28	$1.16	$0.93	$1.70	$1.48	$1.28	$1.10	$1.00
Accumulation unit value at end of period	$1.23	$1.04	$1.28	$1.16	$0.93	$1.70	$1.48	$1.28	$1.10
Number of accumulation units outstanding at end of period (000 omitted)	1,894	2,343	2,808	4,655	4,812	4,606	5,282	5,025	3,210

FTVIPT Franklin Income Securities Fund – Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.35	$1.34	$1.21	$0.91	$1.32	$1.30	$1.12	$1.12	$1.00
Accumulation unit value at end of period	$1.49	$1.35	$1.34	$1.21	$0.91	$1.32	$1.30	$1.12	$1.12
Number of accumulation units outstanding at end of period (000 omitted)	598	1,057	1,140	1,013	1,631	1,849	1,382	1,066	516

FTVIPT Templeton Global Bond Securities Fund – Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.76	$1.81	$1.61	$1.38	$1.33	$1.22	$1.10	$1.16	$1.00
Accumulation unit value at end of period	$1.99	$1.76	$1.81	$1.61	$1.38	$1.33	$1.22	$1.10	$1.16
Number of accumulation units outstanding at end of period (000 omitted)	2,493	3,114	4,186	21,774	22,313	26,747	18,800	7,744	2,656

Goldman Sachs VIT Mid Cap Value Fund – Institutional Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.39	$1.51	$1.23	$0.94	$1.53	$1.51	$1.32	$1.19	$1.00
Accumulation unit value at end of period	$1.61	$1.39	$1.51	$1.23	$0.94	$1.53	$1.51	$1.32	$1.19
Number of accumulation units outstanding at end of period (000 omitted)	2,740	3,562	4,764	13,524	16,698	17,019	14,517	6,833	2,746

Invesco V.I. Comstock Fund, Series II Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.09	$1.13	$1.00	$0.79	$1.26	$1.31	$1.15	$1.13	$1.00
Accumulation unit value at end of period	$1.27	$1.09	$1.13	$1.00	$0.79	$1.26	$1.31	$1.15	$1.13
Number of accumulation units outstanding at end of period (000 omitted)	10,444	13,815	18,929	34,501	43,308	39,815	41,096	23,606	8,260

Invesco V.I. Mid Cap Growth Fund, Series II Shares (04/27/2012)
Accumulation unit value at beginning of period	$1.00	—	—	—	—	—	—	—	—
Accumulation unit value at end of period	$0.97	—	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	11	—	—	—	—	—	—	—	—

Morgan Stanley UIF U.S. Real Estate Portfolio, Class II Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.74	$1.68	$1.32	$1.05	$1.72	$2.12	$1.57	$1.37	$1.00
Accumulation unit value at end of period	$1.97	$1.74	$1.68	$1.32	$1.05	$1.72	$2.12	$1.57	$1.37
Number of accumulation units outstanding at end of period (000 omitted)	196	257	328	604	694	728	573	619	292

Oppenheimer Capital Appreciation Fund/VA, Service Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.00	$1.04	$0.97	$0.69	$1.29	$1.15	$1.09	$1.06	$1.00
Accumulation unit value at end of period	$1.12	$1.00	$1.04	$0.97	$0.69	$1.29	$1.15	$1.09	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	3,669	4,615	6,424	7,178	8,981	8,700	10,182	8,509	3,218

Oppenheimer Global Fund/VA, Service Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.26	$1.40	$1.24	$0.90	$1.54	$1.48	$1.29	$1.15	$1.00
Accumulation unit value at end of period	$1.49	$1.26	$1.40	$1.24	$0.90	$1.54	$1.48	$1.29	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	89	113	127	149	169	231	209	177	72

Oppenheimer Main Street Small Cap Fund®/VA, Service Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.29	$1.35	$1.11	$0.83	$1.36	$1.41	$1.25	$1.16	$1.00
Accumulation unit value at end of period	$1.49	$1.29	$1.35	$1.11	$0.83	$1.36	$1.41	$1.25	$1.16
Number of accumulation units outstanding at end of period (000 omitted)	41	89	24	25	61	71	75	59	31

Putnam VT Global Health Care Fund – Class IB Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.10	$1.14	$1.13	$0.91	$1.12	$1.15	$1.14	$1.03	$1.00
Accumulation unit value at end of period	$1.32	$1.10	$1.14	$1.13	$0.91	$1.12	$1.15	$1.14	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	19	23	44	56	84	144	142	109	57

Putnam VT Small Cap Value Fund – Class IB Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.09	$1.16	$0.94	$0.73	$1.22	$1.43	$1.24	$1.18	$1.00
Accumulation unit value at end of period	$1.25	$1.09	$1.16	$0.94	$0.73	$1.22	$1.43	$1.24	$1.18
Number of accumulation units outstanding at end of period (000 omitted)	61	69	84	147	179	192	4,666	76	17

 104  EVERGREEN NEW SOLUTIONS SELECT VARIABLE ANNUITY — PROSPECTUS

Variable account charges of 1.90% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004

Variable Portfolio – Aggressive Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.06	$1.11	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.18	$1.06	$1.11	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	500	242	2,128	—	—	—	—	—	—

Variable Portfolio – Aggressive Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.06	$1.11	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.18	$1.06	$1.11	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	27,031	37,081	45,459	—	—	—	—	—	—

Variable Portfolio – BlackRock Global Inflation-Protected Securities Fund (Class 3) (05/01/2006)
Accumulation unit value at beginning of period	$1.23	$1.14	$1.12	$1.06	$1.08	$1.02	$1.00	—	—
Accumulation unit value at end of period	$1.28	$1.23	$1.14	$1.12	$1.06	$1.08	$1.02	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,156	1,527	2,123	39,552	22,934	24,803	19,914	—	—

Variable Portfolio – Conservative Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.05	$1.04	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.11	$1.05	$1.04	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	2,883	3,605	2,840	—	—	—	—	—	—

Variable Portfolio – Conservative Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.05	$1.04	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.11	$1.05	$1.04	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	33,878	37,774	34,075	—	—	—	—	—	—

Variable Portfolio – Moderate Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.07	$1.09	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.16	$1.07	$1.09	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	4,950	4,056	2,407	—	—	—	—	—	—

Variable Portfolio – Moderate Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.07	$1.09	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.16	$1.07	$1.09	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	168,701	206,439	248,214	—	—	—	—	—	—

Variable Portfolio – Moderately Aggressive Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.07	$1.10	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.18	$1.07	$1.10	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	2,106	1,555	774	—	—	—	—	—	—

Variable Portfolio – Moderately Aggressive Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.07	$1.11	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.18	$1.07	$1.11	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	86,581	118,725	154,365	—	—	—	—	—	—

Variable Portfolio – Moderately Conservative Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.06	$1.06	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.13	$1.06	$1.06	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	3,949	2,095	1,480	—	—	—	—	—	—

Variable Portfolio – Moderately Conservative Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.06	$1.06	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.14	$1.06	$1.06	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	28,639	34,697	43,744	—	—	—	—	—	—

Variable Portfolio – Partners Small Cap Value Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.35	$1.44	$1.18	$0.88	$1.31	$1.41	$1.19	$1.15	$1.00
Accumulation unit value at end of period	$1.50	$1.35	$1.44	$1.18	$0.88	$1.31	$1.41	$1.19	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	3,627	4,585	6,248	9,697	11,631	12,674	11,121	10,647	4,456

Variable Portfolio – Victory Established Value Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.17	$1.27	$1.06	$0.79	$1.28	$1.23	$1.08	$1.10	$1.00
Accumulation unit value at end of period	$1.34	$1.17	$1.27	$1.06	$0.79	$1.28	$1.23	$1.08	$1.10
Number of accumulation units outstanding at end of period (000 omitted)	—	8	8	—	28	—	—	—	—

Wanger USA (04/30/2004)
Accumulation unit value at beginning of period	$1.30	$1.38	$1.14	$0.81	$1.38	$1.33	$1.26	$1.15	$1.00
Accumulation unit value at end of period	$1.53	$1.30	$1.38	$1.14	$0.81	$1.38	$1.33	$1.26	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	2,019	2,605	3,655	12,068	12,713	11,339	6,970	5,234	2,030

Wells Fargo Advantage VT International Equity Fund – Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.12	$1.31	$1.14	$1.01	$1.76	$1.57	$1.30	$1.14	$1.00
Accumulation unit value at end of period	$1.24	$1.12	$1.31	$1.14	$1.01	$1.76	$1.57	$1.30	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	1,295	1,513	1,967	2,695	2,459	2,309	2,433	1,444	79

EVERGREEN NEW SOLUTIONS SELECT VARIABLE ANNUITY — PROSPECTUS 105

Variable account charges of 1.90% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004

Wells Fargo Advantage VT Omega Growth Fund – Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.32	$1.42	$1.21	$0.86	$1.21	$1.10	$1.06	$1.04	$1.00
Accumulation unit value at end of period	$1.55	$1.32	$1.42	$1.21	$0.86	$1.21	$1.10	$1.06	$1.04
Number of accumulation units outstanding at end of period (000 omitted)	2,885	3,649	5,238	3,799	4,435	5,394	5,524	3,401	1,048

Wells Fargo Advantage VT Opportunity Fund – Class 2 (08/26/2011)
Accumulation unit value at beginning of period	$1.05	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.18	$1.05	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	244	281	—	—	—	—	—	—	—

Wells Fargo Advantage VT Small Cap Growth Fund – Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.49	$1.59	$1.28	$0.85	$1.48	$1.33	$1.10	$1.06	$1.00
Accumulation unit value at end of period	$1.57	$1.49	$1.59	$1.28	$0.85	$1.48	$1.33	$1.10	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	522	593	844	2	2	1	1	1	1

Wells Fargo Advantage VT Small Cap Value Fund – Class 2 (07/16/2010)
Accumulation unit value at beginning of period	$1.11	$1.22	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.24	$1.11	$1.22	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	182	238	253	—	—	—	—	—	—

Wells Fargo Advantage VT Total Return Bond Fund – Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.35	$1.27	$1.21	$1.10	$1.09	$1.05	$1.03	$1.03	$1.00
Accumulation unit value at end of period	$1.40	$1.35	$1.27	$1.21	$1.10	$1.09	$1.05	$1.03	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	3,466	4,101	5,623	8,408	8,640	12,231	8,454	2,629	789

 106  EVERGREEN NEW SOLUTIONS SELECT VARIABLE ANNUITY — PROSPECTUS

Table of Contents of the Statement of Additional Information

Calculating Annuity Payouts	p. 3

Rating Agencies	p. 4

Revenues Received During Calendar Year 2012	p. 4

Principal Underwriter	p. 5

Independent Registered Public Accounting Firms	p. 5

Condensed Financial Information (Unaudited)	p. 6

Financial Statements

EVERGREEN NEW SOLUTIONS SELECT VARIABLE ANNUITY — PROSPECTUS 107

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RiverSource Life Insurance Company
829 Ameriprise Financial Center
Minneapolis, MN 55474
1-800-333-3437

RiverSource Distributors, Inc. (Distributor), Member FINRA.
Insurance and annuity products are issued by RiverSource Life Insurance Company.

©2008-2013 RiverSource Life Insurance Company. All rights reserved.
45308 N (4/13)

Prospectus

April 29, 2013

Evergreen

Pathwayssm Select Variable Annuity

CONTRACT OPTION L: INDIVIDUAL FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY

CONTRACT OPTION C: INDIVIDUAL FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY

Issued by:	RiverSource Life Insurance Company (RiverSource Life)

829 Ameriprise Financial Center
Minneapolis, MN 55474
Telephone: 1-800-333-3437
(Corporate Office)
RiverSource Variable Annuity Account/RiverSource MVA Account

New contracts are not currently being offered.

This prospectus contains information that you should know before investing in Evergreen Pathways Select Variable Annuity Contract Option L and Contract Option C. The information in this prospectus applies to both contracts unless stated otherwise.

Prospectuses are also available for:

AllianceBernstein Variable Products Series Fund, Inc. (Class B)
American Century® Variable Portfolios, Inc., Class II
Columbia Funds Variable Series Trust II
Dreyfus Variable Investment Fund, Service Share Class
Fidelity® Variable Insurance Products Service Class 2
Franklin® Templeton® Variable Insurance Products
  Trust (FTVIPT) – Class 2
Goldman Sachs Variable Insurance Trust (VIT)
Invesco Variable Insurance Funds
Morgan Stanley UIF
Oppenheimer Variable Account Funds, Service Shares
Putnam Variable Trust – Class IB Shares
Wanger Advisors Trust
Wells Fargo Variable Trust

Please read the prospectuses carefully and keep them for future reference.

The Securities and Exchange Commission (SEC) has not approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

An investment in this contract is not a deposit of a bank or financial institution and is not insured or guaranteed by the Federal Deposit Insurance Corporation (FDIC) or any other government agency. An investment in this contract involves investment risk including the possible loss of principal.

A Statement of Additional Information (SAI), dated the same date as this prospectus, is incorporated by reference into this prospectus. It is filed with the SEC and is available without charge by contacting RiverSource Life at the telephone number and address listed above. The table of contents of the SAI is on the last page of this prospectus. The SEC maintains an Internet site. This prospectus, the SAI and other information about the product are available on the EDGAR Database on the SEC’s Internet site at (http://www.sec.gov).

Variable annuities are insurance products that are complex investment vehicles. Before you invest, be sure to ask your investment professional about the variable annuity’s features, benefits, risks and fees, and whether the variable annuity is appropriate for you, based upon your financial situation and objectives.

The contract and/or certain optional benefits described in this prospectus may not be available in all jurisdictions. This prospectus constitutes an offering or solicitation only in those jurisdictions where such offering or solicitation may lawfully be made. State variations are covered in a special contract form used in that state. This prospectus provides a general description of the contract. Your actual contract and any riders or endorsements are the controlling documents.

RiverSource Life has not authorized any person to give any information or to make any representations regarding the contract other than those contained in this prospectus or the fund prospectuses. Do not rely on any such information or representations.

EVERGREEN PATHWAYS SELECT VARIABLE ANNUITY — PROSPECTUS 1

RiverSource Life offers several different annuities which your investment professional may or may not be authorized to offer to you. Each annuity has different features and benefits that may be appropriate for you based on your financial situation and needs, your age and how you intend to use the annuity. The different features and benefits may include the investment and fund manager options, variations in interest rate amount and guarantees, credits, withdrawal charge schedules and access to annuity account values. The fees and charges may also be different between each annuity.

 2  EVERGREEN PATHWAYS SELECT VARIABLE ANNUITY — PROSPECTUS

Key Terms

These terms can help you understand details about your contract.

Accumulation unit: A measure of the value of each subaccount before annuity payouts begin.

Annuitant: The person or persons on whose life or life expectancy the annuity payouts are based.

Annuity payouts: An amount paid at regular intervals under one of several plans.

Assumed investment rate: The rate of return we assume your investments will earn when we calculate your initial annuity payout amount using the annuity table in your contract. The standard assumed investment rate we use is 5% but you may request we substitute an assumed investment rate of 3.5%.

Beneficiary: The person you designate to receive benefits in case of the owner’s or annuitant’s death while the contract is in force.

Close of business: The time the New York Stock Exchange (NYSE) closes (4 p.m. Eastern time unless the NYSE closes earlier).

Code: The Internal Revenue Code of 1986, as amended.

Contract: A deferred annuity contract that permits you to accumulate money for retirement by making one or more purchase payments. It provides for lifetime or other forms of payouts beginning at a specified time in the future.

Contract value: The total value of your contract before we deduct any applicable charges.

Contract year: A period of 12 months, starting on the effective date of your contract and on each anniversary of the effective date.

Funds: Investment options under your contract. You may allocate your purchase payments into subaccounts investing in shares of the funds.

Good order: We cannot process your transaction request relating to the contract until we have received the request in good order at our corporate office. “Good order” means the actual receipt of the requested transaction in writing, along with all information, forms and supporting legal documentation necessary to effect the transaction. To be in “good order,” your instructions must be sufficiently clear so that we do not need to exercise any discretion to follow such instructions. This information and documentation generally includes your completed request; the contract number; the transaction amount (in dollars); the names of and allocations to and/or from the subaccounts and the fixed account affected by the requested transaction; the signatures of all contract owners, exactly as registered on the contract, if necessary; Social Security Number or Taxpayer Identification Number; and any other information, forms or supporting documentation that we may require. With respect to purchase requests, “good order” also generally includes receipt of sufficient payment by us to effect the purchase. We may, in our sole discretion, determine whether any particular transaction request is in good order, and we reserve the right to change or waive any good order requirements at any time.

Guarantee Period: The number of successive 12-month periods that a guaranteed interest rate is credited.

Guarantee Period Accounts (GPAs): A nonunitized separate account to which you may allocate purchase payments or transfer contract value of at least $1,000. These accounts have guaranteed interest rates for guarantee periods we declare when you allocate purchase payments or transfer contract value to a GPA. Unless an exception applies, transfers or withdrawals from a GPA done more than 30 days before the end of the guarantee period will receive a Market Value Adjustment, which may result in a gain or loss of principal.

Market Value Adjustment (MVA): A positive or negative adjustment assessed if any portion of a Guarantee Period Account is withdrawn or transferred more than 30 days before the end of its guarantee period.

Owner (you, your): The person or persons identified in the contract as owner(s) of the contract, who has or have the right to control the contract (to decide on investment allocations, transfers, payout options, etc.). Usually, but not always, the owner is also the annuitant. During the owner’s life, the owner is responsible for taxes, regardless of whether he or she receives the contract’s benefits. When the contract is owned by a revocable trust, the annuitant selected should be the grantor of the trust to assure compliance with Section 72(s) of the Code.

Qualified annuity: A contract that you purchase to fund one of the following tax-deferred retirement plans that is subject to applicable federal law and any rules of the plan itself:

•	Individual Retirement Annuities (IRAs) including inherited IRAs under Section 408(b) of the Code

•	Roth IRAs including inherited Roth IRAs under Section 408A of the Code

EVERGREEN PATHWAYS SELECT VARIABLE ANNUITY — PROSPECTUS 3

•	Simplified Employee Pension (SEP) plans under Section 408(k) of the Code

•	Tax-Sheltered Annuity (TSA) rollovers under Section 403(b) of the Code

A qualified annuity will not provide any necessary or additional tax deferral if it is used to fund a retirement plan that is already tax deferred.

All other contracts are considered nonqualified annuities.

Retirement date: The date when annuity payouts are scheduled to begin.

Rider effective date: The date a rider becomes effective as stated in the rider.

RiverSource Life: In this prospectus, “we,” “us,” “our” and “RiverSource Life” refer to RiverSource Life Insurance Company.

Valuation date: Any normal business day, Monday through Friday, on which the NYSE is open, up to the close of business. At the close of business, the next valuation date begins. We calculate the accumulation unit value of each subaccount on each valuation date. If we receive your purchase payment or any transaction request (such as a transfer or surrender request) in good order at our corporate office before the close of business, we will process your payment or transaction using the accumulation unit value we calculate on the valuation date we received your payment or transaction request. On the other hand, if we receive your purchase payment or transaction request in good order at our corporate office at or after the close of business, we will process your payment or transaction using the accumulation unit value we calculate on the next valuation date. If you make a transaction request by telephone (including by fax), you must have completed your transaction by the close of business in order for us to process it using the accumulation unit value we calculate on that valuation date. If you were not able to complete your transaction before the close of business for any reason, including telephone service interruptions or delays due to high call volume, we will process your transaction using the accumulation unit value we calculate on the next valuation date.

Variable account: Consists of separate subaccounts to which you may allocate purchase payments; each invests in shares of one fund. The value of your investment in each subaccount changes with the performance of the particular fund.

Withdrawal value: The amount you are entitled to receive if you make a full withdrawal from your contract. It is the contract value minus any applicable charges.

 4  EVERGREEN PATHWAYS SELECT VARIABLE ANNUITY — PROSPECTUS

The Contract in Brief

This prospectus describes two contracts. Contract Option L offers a four year withdrawal charge schedule. Contract Option C eliminates the withdrawal charge schedule in exchange for a higher mortality and expense risk fee. Your investment professional can help you determine which contract is best suited to your needs based on factors such as your investment goals and how long you intend to invest.

Purpose: These contracts allow you to accumulate money for retirement or similar long term goal. You do this by making one or more purchase payments. You may allocate your purchase payments to the GPAs and/or subaccounts of the variable account under the contract; however you risk losing amounts you invest in the subaccounts of the variable account. These accounts, in turn, may earn returns that increase the value of a contract. If the contract value goes to zero due to underlying fund’s performance or deduction of fees, the contract will no longer be in force and the contract (including any death benefit riders) will terminate. You may be able to purchase an optional benefit to reduce the investment risk you assume. Beginning at a specified time in the future called the retirement date, these contracts provide lifetime or other forms of payouts of your contract value (less any applicable premium tax).

Buying your contract: We no longer offer new contracts. However, you have the option of making additional purchase payments in the future, subject to certain limitations. Purchase payment amounts and purchase payment timing may be limited under the terms of your contract and/or pursuant to state requirements. (See “Buying Your Contract”).

It may have not been advantageous for you to purchase this contract in exchange for, or in addition to, an existing annuity or life insurance policy. Generally, you can exchange one annuity for another or for a long-term care policy in a “tax-free” exchange under Section 1035 of the Code. You can also do a partial exchange from one annuity contract to another annuity contract, subject to Internal Revenue Service (“IRS”) rules. You also generally can exchange a life insurance policy for an annuity. However, before making an exchange, you should compare both contracts carefully because the features and benefits may be different. Fees and charges may be higher or lower on your old contract than on this contract. You may have to pay a withdrawal charge when you exchange out of your old contract and a new withdrawal charge period will begin when you exchange into this contract. If the exchange does not qualify for Section 1035 treatment, you also may have to pay federal income tax on the distribution. State income taxes may also apply. You should not exchange your old contract for this contract, or buy this contract in addition to your old contract, unless you determine it is in your best interest. (See “Taxes-1035 Exchanges”.)

Tax-deferred retirement plans: Most annuities have a tax-deferred feature. So do many retirement plans under the Code. As a result, when you use a qualified annuity to fund a retirement plan that is tax-deferred, your contract will not provide any necessary or additional tax deferral for that retirement plan. A qualified annuity has features other than tax deferral that may help you reach your retirement goals. In addition, the Code subjects retirement plans to required withdrawals triggered at a certain age. These mandatory withdrawals are called required minimum distributions (“RMDs”). RMDs may reduce the value of certain death benefits and optional riders (see “Taxes — Qualified Annuities — Required Minimum Distributions”). You should consult your tax advisor before you purchase the contract as a qualified annuity for an explanation of the tax implications to you.

Accounts: Generally, you may allocate your purchase payments among the:

•	subaccounts, each of which invests in a fund with a particular investment objective. The value of each subaccount varies with the performance of the particular fund in which it invests. We cannot guarantee that the value at the retirement date will equal or exceed the total purchase payments you allocate to the subaccounts. (See “The Variable Account and the Funds”).

•	GPAs which earn interest at rates declared when you make an allocation to that account. The required minimum investment in each GPA is $1,000. These accounts may not be available in all states. (See “The Guarantee Period Accounts (GPAs)”)

Transfers: Subject to certain restrictions, you currently may redistribute your contract value among the accounts without charge at any time until annuity payouts begin, and once per contract year among the subaccounts after annuity payouts begin. Transfers out of the GPAs done more than 30 days before the end of the guarantee period will be subject to an MVA, unless an exception applies. You may establish automated transfers among the accounts. (See “Making the Most of Your Contract — Transferring Among Accounts”).

Withdrawals: You may withdraw all or part of your contract value at any time before the retirement date. You also may establish automated partial withdrawals. Withdrawals may be subject to charges and tax penalties (including a 10% IRS penalty that may apply if you make withdrawals prior to your reaching age 59 1/2) and may have other tax consequences. Certain other restrictions may apply. (See “Withdrawals”)

EVERGREEN PATHWAYS SELECT VARIABLE ANNUITY — PROSPECTUS 5

Optional benefits: This contract offers features that are available for additional charges if you meet certain criteria. Optional benefits may require the use of a Portfolio Navigator program (PN program) investment option which may limit transfers and allocations; may limit the timing, amount and allocation of purchase payments; and may limit the amount of partial withdrawals that can be taken under the optional benefit during a contract year. (See “Optional Benefits”).

Benefits in case of death: If you or the annuitant die before annuity payouts begin, we will pay the beneficiary an amount based on the death benefit selected. (See “Benefits in Case of Death”).

Annuity payouts: You can apply your contract value, after reflecting any adjustments, to an annuity payout plan that begins on the retirement date. You may choose from a variety of plans to make sure that payouts continue as long as you like. The payout schedule must meet IRS requirements. We can make payouts on a fixed or variable basis, or both. During the annuity payout period, your choices for subaccounts may be limited. The GPAs are not available during the payout period. (See “The Annuity Payout Period”).

Taxes: Generally, income earned on your contract value grows tax-deferred until you make withdrawals or begin to receive payouts. (Under certain circumstances, IRS penalty taxes may apply.) The tax treatment of qualified and non-qualified annuities differs. Even if you direct payouts to someone else, you will be taxed on the income if you are the owner. (See “Taxes”).

 6  EVERGREEN PATHWAYS SELECT VARIABLE ANNUITY — PROSPECTUS

Expense Summary

The following tables describe the fees and expenses that you will pay when buying, owning and making a withdrawal from the contract. The first table describes the fees and expenses that you will pay at the time that you buy the contract or make a withdrawal from the contract. State premium taxes also may be deducted.

CONTRACT OWNER TRANSACTION EXPENSES

Withdrawal charge

(Contingent deferred sales charge as a percentage of purchase payment withdrawn)

You select either contract Option L or Option C at the time of application. Option C has no withdrawal charge schedule but carries a higher mortality and expense risk fee than Option L.

Contract Option L
years from purchase payment receipt*	Withdrawal charge percentage

1-2	8%
3	7
4	6
Thereafter	0

*	According to our current administrative practice, for the purpose of withdrawal charge calculation, we consider that the year is completed one day prior to the contract anniversary.

Withdrawal charge under Annuity Payout Plan E — Payouts for a specified period: If you are receiving variable annuity payments under this annuity payout plan, you can choose to take a withdrawal. The amount that you can withdraw is the present value of any remaining variable payouts. The discount rate we use in the calculation will be 5.17% for the assumed investment return of 3.5% and 6.67% for the assumed investment return of 5.0%. The withdrawal charge equals the present value of the remaining payouts using the assumed investment return minus the present value of the remaining payouts using the discount rate. (See “Charges — Withdrawal Charge” and “The Annuity Payout Period — Annuity Payout Plans.”)

The next two tables describe the fees and expenses that you will pay periodically during the time that you own the contract, not including fund fees and expenses.

ANNUAL VARIABLE ACCOUNT EXPENSES
(As a percentage of average daily subaccount value.)

You must choose either contract Option L or Option C and one of the death benefit guarantees. The combination you choose determines the mortality and expense risk fee you pay. The table below shows the combinations available to you and their cost. The variable account administrative charge is in addition to the mortality and expense risk fee.

	Total mortality and	Variable account	Total variable
If you select contract Option L and:	expense risk fee	administrative charge	account expense

Return of Purchase Payment (ROP) Death Benefit	1.55%	0.15%	1.70%

Maximum Anniversary Value (MAV) Death Benefit	1.75	0.15	1.90

5% Accumulation Death Benefit	1.90	0.15	2.05

Enhanced Death Benefit	1.95	0.15	2.10

If you select contract Option C and:

ROP Death Benefit	1.65%	0.15%	1.80%

MAV Death Benefit	1.85	0.15	2.00

5% Accumulation Death Benefit	2.00	0.15	2.15

Enhanced Death Benefit	2.05	0.15	2.20

EVERGREEN PATHWAYS SELECT VARIABLE ANNUITY — PROSPECTUS 7

OTHER ANNUAL EXPENSES

Annual contract administrative charge	$40

(We will waive this charge when your contract value is $50,000 or more on the current contract anniversary.)

Optional Death Benefits
If eligible, you may have selected an optional death benefit in addition to the ROP and MAV Death Benefits. The fees apply only if you have selected one of these benefits.

Benefit Protector® Death Benefit rider fee	0.25%

Benefit Protector® Plus Death Benefit rider fee	0.40%

(As a percentage of the contract value charged annually on the contract anniversary.)

Optional Living Benefits
If eligible, you may have selected one of the following optional living benefits. Each optional living benefit requires participation in the PN program. The fees apply only if you have selected one of these benefits.

Accumulation Protector Benefit® rider fee	Maximum: 1.75%	Current: 0.55%

(Charged annually on the contract anniversary as a percentage of the contract value or the Minimum Contract Accumulation Value, whichever is greater.)

Guarantor® Withdrawal Benefit rider fee	Maximum: 1.50%	Current: 0.55%

(As a percentage of contract value charged annually on the contract anniversary.)

Income Assurer Benefit® – MAV rider fee	Maximum: 1.50%	Current: 0.30%(1)

Income Assurer Benefit® – 5% Accumulation Benefit Base rider fee	Maximum: 1.75%	Current: 0.60%(1)

Income Assurer Benefit® – Greater of MAV or 5% Accumulation Benefit Base rider fee	Maximum: 2.00%	Current: 0.65%(1)

(As a percentage of the guaranteed income benefit base charged annually on the contract anniversary.)

(1)	For applications signed prior to Oct. 7, 2004, the following current annual rider charges apply: Income Assurer Benefit – MAV — 0.55%, Income Assurer Benefit – 5% Accumulation Benefit Base — 0.70%; and Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base — 0.75%.

 8  EVERGREEN PATHWAYS SELECT VARIABLE ANNUITY — PROSPECTUS

ANNUAL OPERATING EXPENSES OF THE FUNDS
The next two tables describe the operating expenses of the funds that you may pay periodically during the time that you own the contract. These operating expenses are for the fiscal year ended Dec. 31, 2012, unless otherwise noted. The first table shows the minimum and maximum total operating expenses charged by the funds. The second table shows the total operating expenses charged by each fund. More detail concerning each fund’s fees and expenses is contained in the prospectus for each fund.

Minimum and maximum annual operating expenses for the funds

(Including management fee, distribution and/or service (12b-1) fees and other expenses)(1)

	Minimum	Maximum

Total expenses before fee waivers and/or expense reimbursements	0.45%	1.53%

(1)	Each fund deducts management fees and other expenses from fund assets. Fund assets include amounts you allocate to a particular fund. Funds may also charge 12b-1 fees that are used to finance any activity that is primarily intended to result in the sale of fund shares. Because 12b-1 fees are paid out of fund assets on an ongoing basis, you may pay more if you select subaccounts investing in funds that have adopted 12b-1 plans than if you select subaccounts investing in funds that have not adopted 12b-1 plans. The fund or the fund’s affiliates may pay us or our affiliates for promoting and supporting the offer, sale and servicing of fund shares. In addition, the fund’s distributor and/or investment adviser, transfer agent or their affiliates may pay us or our affiliates for various services we or our affiliates provide. The amount of these payments will vary by fund and may be significant. See “The Variable Account and the Funds” for additional information, including potential conflicts of interest these payments may create. For a more complete description of each fund’s fees and expenses and important disclosure regarding payments the fund and/or its affiliates make, please review the fund’s prospectus and SAI.

Total annual operating expenses for each fund*

(Before fee waivers and/or expense reimbursements, if applicable, as a percentage of average daily net assets)

				Acquired fund	Gross total
	Management	12b-1	Other	fees and	annual
Fund name**	fees	fees	expenses	expenses***	expenses

AllianceBernstein VPS Growth and Income Portfolio (Class B)	0.55%	0.25%	0.05%	—%	0.85%

AllianceBernstein VPS International Value Portfolio (Class B)	0.75	0.25	0.06	—	1.06

American Century VP Inflation Protection, Class II	0.47	0.25	0.01	—	0.73

American Century VP Ultra®, Class II	0.90	0.25	0.01	—	1.16

American Century VP Value, Class II	0.88	0.25	—	—	1.13

Columbia Variable Portfolio – Cash Management Fund (Class 3)	0.33	0.13	0.14	—	0.60	(1)

Columbia Variable Portfolio – Diversified Bond Fund (Class 3)	0.41	0.13	0.13	—	0.67

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3)**	0.57	0.13	0.12	—	0.82

Columbia Variable Portfolio – Emerging Markets Fund (Class 3)**	1.07	0.13	0.22	—	1.42	(1)

Columbia Variable Portfolio – Income Opportunities Fund (Class 3)	0.57	0.13	0.14	—	0.84

Columbia Variable Portfolio – Large Cap Growth Fund (Class 3)	0.71	0.13	0.17	—	1.01	(1)

Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3)**	0.66	0.13	0.14	0.01	0.94

Columbia Variable Portfolio – Mid Cap Growth Opportunity Fund (Class 3)	0.76	0.13	0.17	—	1.06	(1)

Columbia Variable Portfolio – S&P 500 Index Fund (Class 3)	0.10	0.13	0.22	—	0.45

Columbia Variable Portfolio – Select Large-Cap Value Fund (Class 3)	0.70	0.13	0.15	—	0.98	(1)

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 3)**	0.36	0.13	0.14	—	0.63

Dreyfus Investment Portfolios Technology Growth Portfolio, Service Shares	0.75	0.25	0.08	—	1.08

Dreyfus Variable Investment Fund International Value Portfolio, Service Shares	1.00	0.25	0.28	—	1.53

Fidelity® VIP Contrafund® Portfolio Service Class 2	0.56	0.25	0.08	—	0.89

Fidelity® VIP Investment Grade Bond Portfolio Service Class 2	0.31	0.25	0.11	—	0.67

Fidelity® VIP Mid Cap Portfolio Service Class 2	0.56	0.25	0.09	—	0.90

Fidelity® VIP Overseas Portfolio Service Class 2	0.71	0.25	0.14	—	1.10

FTVIPT Franklin Income Securities Fund – Class 2	0.45	0.25	0.02	—	0.72

FTVIPT Templeton Global Bond Securities Fund – Class 2	0.46	0.25	0.09	—	0.80

Goldman Sachs VIT Mid Cap Value Fund – Institutional Shares	0.80	—	0.07	—	0.87	(2)

Invesco V.I. Comstock Fund, Series II Shares**	0.56	0.25	0.29	—	1.10	(3)

Invesco V.I. Mid Cap Growth Fund, Series II Shares**	0.75	0.25	0.37	—	1.37	(3)

Morgan Stanley UIF U.S. Real Estate Portfolio, Class II Shares	0.80	0.35	0.30	—	1.45	(4)

EVERGREEN PATHWAYS SELECT VARIABLE ANNUITY — PROSPECTUS 9

Total annual operating expenses for each fund* (continued)

(Before fee waivers and/or expense reimbursements, if applicable, as a percentage of average daily net assets)

				Acquired fund	Gross total
	Management	12b-1	Other	fees and	annual
Fund name**	fees	fees	expenses	expenses***	expenses

Oppenheimer Capital Appreciation Fund/VA, Service Shares	0.69%	0.25%	0.12%	—%	1.06	%(5)

Oppenheimer Global Fund/VA, Service Shares**	0.63	0.25	0.13	—	1.01

Oppenheimer Main Street Small Cap Fund®/VA, Service Shares**	0.69	0.25	0.14	—	1.08	(5)

Putnam VT Global Health Care Fund – Class IB Shares	0.64	0.25	0.20	—	1.09

Putnam VT Small Cap Value Fund – Class IB Shares	0.64	0.25	0.17	0.09	1.15

Variable Portfolio – Aggressive Portfolio (Class 2)	—	0.25	0.02	0.80	1.07

Variable Portfolio – Aggressive Portfolio (Class 4)	—	0.25	0.02	0.80	1.07

Variable Portfolio – BlackRock Global Inflation-Protected Securities Fund (Class 3)**	0.42	0.13	0.13	—	0.68

Variable Portfolio – Conservative Portfolio (Class 2)	—	0.25	0.02	0.61	0.88

Variable Portfolio – Conservative Portfolio (Class 4)	—	0.25	0.02	0.61	0.88

Variable Portfolio – Moderate Portfolio (Class 2)	—	0.25	0.02	0.72	0.99

Variable Portfolio – Moderate Portfolio (Class 4)	—	0.25	0.02	0.72	0.99

Variable Portfolio – Moderately Aggressive Portfolio (Class 2)	—	0.25	0.02	0.76	1.03

Variable Portfolio – Moderately Aggressive Portfolio (Class 4)	—	0.25	0.02	0.76	1.03

Variable Portfolio – Moderately Conservative Portfolio (Class 2)	—	0.25	0.02	0.67	0.94

Variable Portfolio – Moderately Conservative Portfolio (Class 4)	—	0.25	0.02	0.67	0.94

Variable Portfolio – Partners Small Cap Value Fund (Class 3)	0.91	0.13	0.15	0.01	1.20	(1)

Variable Portfolio – Victory Established Value Fund (Class 3)**	0.77	0.13	0.13	—	1.03	(1)

Wanger USA	0.86	—	0.10	—	0.96

Wells Fargo Advantage VT International Equity Fund – Class 2	0.75	0.25	0.23	0.01	1.24	(6)

Wells Fargo Advantage VT Omega Growth Fund – Class 2	0.55	0.25	0.25	—	1.05	(6)

Wells Fargo Advantage VT Opportunity Fund – Class 2	0.65	0.25	0.20	0.01	1.11	(6)

Wells Fargo Advantage VT Small Cap Growth Fund – Class 2	0.75	0.25	0.19	0.01	1.20

Wells Fargo Advantage VT Small Cap Value Fund – Class 2	0.75	0.25	0.34	0.01	1.35	(6)

Wells Fargo Advantage VT Total Return Bond Fund – Class 2	0.40	0.25	0.29	0.01	0.95	(6)

*	The Funds provided the information on their expenses and we have not independently verified the information.

**	The previous fund names can be found in “The Variable Account and the Funds” section of the prospectus.

***	Includes fees and expenses incurred indirectly by the Fund as a result of its investment in other investment companies (also referred to as acquired funds).

(1)	Columbia Management Investment Advisers, LLC and certain of its affiliates have contractually agreed to waive and/or to reimburse expenses (excluding certain fees and expenses, such as transaction costs and certain other investment related expenses, interest, taxes, acquired fund fees and expenses, and extraordinary expenses) until April 30, 2014, unless sooner terminated at the sole discretion of the Fund’s Board of Trustees. Under this agreement, the Fund’s net operating expenses, subject to applicable exclusions, will not exceed the annual rate of 0.575% for Columbia Variable Portfolio – Cash Management Fund (Class 3), 1.375% for Columbia Variable Portfolio – Emerging Markets Fund (Class 3), 0.915% for Columbia Variable Portfolio – Large Cap Growth Fund (Class 3), 0.995% for Columbia Variable Portfolio – Mid Cap Growth Opportunity Fund (Class 3), 0.875% for Columbia Variable Portfolio – Select Large-Cap Value Fund (Class 3), 1.005% for Variable Portfolio – Partners Small Cap Value Fund (Class 3) and 1.015% for Variable Portfolio – Victory Established Value Fund (Class 3).

(2)	The Investment Adviser agreed to waive a portion of its management fee in order to achieve an effective net management rate of 0.77%. Other expenses include transfer agency fees equal on an annualized basis to 0.02% of the average daily net assets of the Fund’s Institutional Shares, plus all other ordinary expenses not detailed above. The Investment Adviser has voluntarily agreed to reduce or limit other expenses (excluding management fees, distribution and service fees, transfer agent fees and expenses, taxes, interest, brokerage fees and litigation, indemnification, shareholder meetings and other extraordinary expenses, exclusive of any custody and transfer agent fee credit reductions) to the extent such expenses exceed, on an annual basis, 0.054% of the average daily net assets of the Fund. These arrangements will remain in effect through at least April 29, 2014 and prior to such date the Investment Adviser may not terminate the arrangement without the approval of the trustees. After fee waivers and reimbursements, net expenses would be 0.84%.

(3)	The Adviser has contractually agreed, through at least June 30, 2014, to waive advisory fees and/or reimburse expenses of Series II shares to the extent necessary to limit total annual fund operating expenses after fee waivers and/or expense reimbursements (excluding interest, taxes, dividend expense on short sales, extraordinary or non-routine items, including litigation expenses and expenses that the Fund has incurred but did not actually pay because of an expense offset arrangement) of Series II shares to 1.03% for Invesco V.I. Comstock Fund, Series II Shares and 1.34% for Invesco V.I. Mid Cap Growth Fund, Series II Shares of average daily net assets. Acquired fund fees and expenses are also excluded in determining such obligation, if applicable. Unless the Board of Trustees and Invesco Advisers, Inc. mutually agree to amend or continue the fee waiver agreement, it will terminate on June 30, 2014.

(4)	The Portfolios’ Distributor, Morgan Stanley Distribution Inc., has agreed to waive 0.10% of the 0.35% 12b-1 fee that it may receive. This waiver will continue for at least one year or until such time as the Fund’s Board of Directors acts to discontinue all or a portion of such waiver when it deems that such action is appropriate. After fee waivers, net expenses would be 1.35%.

 10  EVERGREEN PATHWAYS SELECT VARIABLE ANNUITY — PROSPECTUS

(5)	The Manager has voluntarily agreed to limit the Fund’s expenses after payments, waivers and/or reimbursements and reduction to custodian expenses, excluding expenses incurred directly or indirectly by the Fund as a result of investments in other investment companies, wholly-owned subsidiaries and pooled investment vehicles; so that those expenses, as percentages of daily net assets, will not exceed the annual rate of 1.05% for Oppenheimer Capital Appreciation Fund/VA, Service Shares and 1.05% for Oppenheimer Main Street Small Cap Fund®/VA, Service Shares.

(6)	The Adviser has committed through April 30, 2014 to waive fees and/or reimburse expenses to the extent necessary to cap the Fund’s total annual fund operating expenses after fee waiver at 0.94% for Wells Fargo Advantage VT International Equity Fund – Class 2, 1.00% for Wells Fargo Advantage VT Omega Growth Fund – Class 2, 1.00% for Wells Fargo Advantage VT Opportunity Fund – Class 2, 1.14% for Wells Fargo Advantage VT Small Cap Value Fund – Class 2 and 0.90% for Wells Fargo Advantage VT Total Return Bond Fund – Class 2. Brokerage commissions, stamp duty fees, interest, taxes, acquired fund fees and expenses and extraordinary expenses are excluded from the cap. After this time, the cap may be increased or the commitment to maintain the cap may be terminated only with the approval of the Board of Trustees.

EVERGREEN PATHWAYS SELECT VARIABLE ANNUITY — PROSPECTUS 11

Examples
These examples are intended to help you compare the cost of investing in these contracts with the cost of investing in other variable annuity contracts. These costs include your transaction expenses, contract administrative charges(1), variable account annual expenses and fund fees and expenses.

These examples assume that you invest $10,000 in the contract for the time periods indicated. These examples also assume that your investment has a 5% return each year.

Maximum Expenses. These examples assume the most expensive combination of contract features and benefits and the maximum fees and expenses of any of the funds before fee waivers and/or expense reimbursements. They assume that you select the MAV Death Benefit, the Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base and the Benefit Protector Plus Death Benefit(2). Although your actual costs may be lower, based on these assumptions your costs would be:

					If you do not withdraw your contract
	If you withdraw your contract				or if you select an annuity payout plan
	at the end of the applicable time period:				at the end of the applicable time period:
	1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years

Contract Option L	$1,362	$2,574	$3,264	$6,675	$642	$1,942	$3,264	$6,675

Contract Option C	652	1,971	3,310	6,752	652	1,971	3,310	6,752

Minimum Expenses. These examples assume the least expensive combination of contract features and benefits and the minimum fees and expenses of any of the funds before fee waivers and/or expense reimbursements. They assume that you select the ROP Death Benefit and do not select any optional benefits. Although your actual costs may be higher, based on these assumptions your costs would be:

					If you do not withdraw your contract
	If you withdraw your contract				or if you select an annuity payout plan
	at the end of the applicable time period:				at the end of the applicable time period:
	1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years

Contract Option L	$1,000	$1,475	$1,356	$2,860	$260	$797	$1,356	$2,860

Contract Option C	271	828	1,407	2,962	271	828	1,407	2,962

(1)	In these examples, the contract administrative charge is $40.
(2)	Because these examples are intended to illustrate the most expensive combination of contract features, the maximum annual fee for each optional rider is reflected rather than the fee that is currently being charged.

THE EXAMPLES ARE ILLUSTRATIVE ONLY. YOU SHOULD NOT CONSIDER THESE EXAMPLES AS A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES WILL BE HIGHER OR LOWER THAN THOSE SHOWN DEPENDING UPON WHICH OPTIONAL BENEFIT YOU ELECT OTHER THAN INDICATED IN THE EXAMPLES OR IF YOU ALLOCATE CONTRACT VALUE TO ANY OTHER AVAILABLE SUBACCOUNTS.

 12  EVERGREEN PATHWAYS SELECT VARIABLE ANNUITY — PROSPECTUS

Condensed Financial Information

You can find unaudited condensed financial information for the subaccounts representing the lowest and highest total annual variable account expense combinations in Appendix L.

Financial Statements

You can find our audited financial statements and the audited financial statements of the divisions, which are comprised of subaccounts, in the SAI. The SAI does not include audited financial statements for divisions that are new (if any) and have no activity as of the financial statements date.

The Variable Account and the Funds

Variable Account. The variable account was established under Indiana law on July 15, 1987, and the subaccounts are registered together as a single unit investment trust under the Investment Company Act of 1940 (the 1940 Act). This registration does not involve any supervision of our management or investment practices and policies by the SEC. All obligations arising under the contracts are general obligations of RiverSource Life.

The variable account meets the definition of a separate account under federal securities laws. We credit or charge income, capital gains and capital losses of each subaccount only to that subaccount. State insurance law prohibits us from charging a subaccount with liabilities of any other subaccount or of our general business. The variable account includes other subaccounts that are available under contracts that are not described in this prospectus.

Although the IRS has issued some guidance on investor control, the U.S. Treasury and the IRS may continue to examine this aspect of variable contracts and provide additional guidance on investor control. At this time, we do not know what the additional guidance will be or when action will be taken. We reserve the right to modify the contract, as necessary, so that the owner will not be subject to current taxation as the owner of the subaccount assets.

We intend to comply with all federal tax laws so that the contract continues to qualify as an annuity for federal income tax purposes. We reserve the right to modify the contract as necessary to comply with any new tax laws.

The Funds. This contract currently offers subaccounts investing in shares of the funds listed in the table below.

•	Investment objectives: The investment managers and advisers cannot guarantee that the funds will meet their investment objectives. Please read the funds’ prospectuses for facts you should know before investing. These prospectuses are available by contacting us at the address or telephone number on the first page of this prospectus.

•	Fund name and management: A fund underlying your contract in which a subaccount invests may have a name, portfolio manager, objectives, strategies and characteristics that are the same or substantially similar to those of a publicly-traded retail mutual fund. Despite these similarities, an underlying fund is not the same as any publicly-traded retail mutual fund. Each underlying fund will have its own unique portfolio holdings, fees, operating expenses and operating results. The results of each underlying fund may differ significantly from any publicly-traded retail mutual fund.

•	Eligible purchasers: All funds are available to serve as the underlying investments for variable annuities and variable life insurance policies. The funds are not available to the public (see “Fund Name and Management” above). Some funds also are available to serve as investment options for tax-deferred retirement plans. It is possible that in the future for tax, regulatory or other reasons, it may be disadvantageous for variable annuity accounts and variable life insurance accounts and/or tax-deferred retirement plans to invest in the available funds simultaneously. Although we and the funds’ providers do not currently foresee any such disadvantages, the boards of directors or trustees of each fund will monitor events in order to identify any material conflicts between annuity owners, policy owners and tax-deferred retirement plans and to determine what action, if any, should be taken in response to a conflict. If a board were to conclude that it should establish separate fund providers for the variable annuity, variable life insurance and tax-deferred retirement plan accounts, you would not bear any expenses associated with establishing separate funds. Please refer to the funds’ prospectuses for risk disclosure regarding simultaneous investments by variable annuity, variable life insurance and tax-deferred retirement plan accounts. Each fund intends to comply with the diversification requirements under Section 817(h) of the Code.

•	Private label: This contract is a “private label” variable annuity. This means the contract includes funds affiliated with the distributor of this contract. Purchase payments and contract values you allocate to subaccounts investing in any of the Wells Fargo Variable Trust Funds available under this contract are generally more profitable for the distributor and its affiliates than allocations you make to other subaccounts. In contrast, purchase payments and contract values you allocate to subaccounts investing in any of the affiliated funds are generally more profitable for us and our affiliates (see “Revenue we receive from the funds may create conflicts of interest”). These relationships may influence recommendations your

EVERGREEN PATHWAYS SELECT VARIABLE ANNUITY — PROSPECTUS 13

investment professional makes regarding whether you should invest in the contract, and whether you should allocate purchase payments or contract values to a particular subaccount.

•	Asset allocation programs may impact fund performance: Asset allocation programs in general may negatively impact the performance of an underlying fund. Even if you do not participate in an asset allocation program, a fund in which your subaccount invests may be impacted if it is included in an asset allocation program. Rebalancing or reallocation under the terms of the asset allocation program may cause a fund to lose money if it must sell large amounts of securities to meet a redemption request. These losses can be greater if the fund holds securities that are not as liquid as others, for example, various types of bonds, shares of smaller companies and securities of foreign issuers. A fund may also experience higher expenses because it must sell or buy securities more frequently than it otherwise might in the absence of asset allocation program rebalancing or reallocations. Because asset allocation programs include periodic rebalancing and may also include reallocation, these effects may occur under the asset allocation program we offer (see “Making the Most of Your Contract — Portfolio Navigator Program”) or under asset allocation programs used in conjunction with the contracts and plans of other eligible purchasers of the funds.

•	Funds available under the contract: We seek to provide a broad array of underlying funds taking into account the fees and charges imposed by each fund and the contract charges we impose. We select the underlying funds in which the subaccounts initially invest and when there is substitution (see “Substitution of Investments”). We also make all decisions regarding which funds to retain in a contract, which funds to add to a contract and which funds will no longer be offered in a contract. In making these decisions, we may consider various objective and subjective factors. Objective factors include, but are not limited to fund performance, fund expenses, classes of fund shares available, size of the fund and investment objectives and investing style of the fund. Subjective factors include, but are not limited to, investment sub-styles and process, management skill and history at other funds and portfolio concentration and sector weightings. We also consider the levels and types of revenue a fund, its distributor, investment adviser, subadviser, transfer agent or their affiliates pay us and our affiliates. This revenue includes, but is not limited to compensation for administrative services provided with respect to the fund and support of marketing and distribution expenses incurred with respect to the fund.

•	Revenue we receive from the funds may create potential conflicts of interest: We or our affiliates receive from each of the funds, or the funds’ affiliates, varying levels and types of revenue including but not limited to expense payments and non-cash compensation. The amount of this revenue and how it is computed varies by fund, may be significant and may create potential conflicts of interest. The greatest amount and percentage of revenue we and our affiliates receive comes from assets allocated to subaccounts investing in the funds that are managed by our affiliates Columbia Management Investment Advisers, LLC (Columbia Management Investment Advisers) or Columbia Wanger Asset Management, LLC (Columbia Wanger Asset Management) (affiliated funds). Employee compensation and operating goals at all levels are tied to the success of Ameriprise Financial, Inc. and its affiliates, including us. Certain employees may receive higher compensation and other benefits based, in part, on contract values that are invested in the affiliated funds. We or our affiliates receive revenue which ranges up to 0.69% of the average daily net assets invested in the underlying funds through this and other contracts we and our affiliate issue. We or our affiliates may also receive revenue which ranges up to 0.04% of aggregate, net or anticipated sales of underlying funds through this and other contracts we and our affiliate issue. Please see the SAI for a table that ranks the underlying funds according to total dollar amounts they and their affiliates paid us or our affiliates in the prior calendar year.

Expense payments, non-cash compensation and other forms of revenue may influence recommendations your investment professional makes regarding whether you should invest in one of these contracts and whether you should allocate purchase payments or contract value to a subaccount that invests in a particular fund (see “About the Service Providers”).

The revenue we or our affiliates receive from a fund or its affiliates is in addition to revenue we receive from the charges you pay when buying, owning and surrendering from the contract (see “Expense Summary”). However, the revenue we or our affiliates receive from a fund or its affiliates may come, at least in part, from the fund’s fees and expenses you pay indirectly when you allocate contract value to the subaccount that invests in that fund.

•	Why revenues are paid to us: In accordance with applicable laws, regulations and the terms of the agreements under which such revenue is paid, we or our affiliates may receive these revenues including, but not limited to expense payments and non-cash compensation for various purposes:

•	Compensating, training and educating investment professionals who sell the contracts.

•	Granting access to our employees whose job it is to promote sales of the contracts by authorized selling firms and their investment professionals, and granting access to investment professionals of our affiliated selling firms.

•	Activities or services we or our affiliates provide that assist in the promotion and distribution of the contracts including promoting the funds available under the contracts to prospective and existing contract owners, authorized selling firms and investment professionals.

 14  EVERGREEN PATHWAYS SELECT VARIABLE ANNUITY — PROSPECTUS

•	Providing sub-transfer agency and shareholder servicing to contract owners.

•	Promoting, including and/or retaining the fund’s investment portfolios as underlying investment options in the contracts.

•	Advertising, printing and mailing sales literature, and printing and distributing prospectuses and reports.

•	Furnishing personal services to contract owners, including education of contract owners, answering routine inquiries regarding a fund, maintaining accounts or providing such other services eligible for service fees as defined under the rules of the Financial Industry Regulatory Authority (FINRA).

•	Subaccounting, transaction processing, recordkeeping and administration.

•	Sources of revenue received from affiliated funds: The affiliated funds are managed by Columbia Management Investment Advisers or Columbia Wanger Asset Management. The sources of revenue we receive from these affiliated funds, or from affiliates of these funds, may include, but are not necessarily limited to, the following:

•	Assets of the fund’s adviser and transfer agent or an affiliate. The revenue resulting from these sources may be based either on a percentage of average daily net assets of the fund or on the actual cost of certain services we provide with respect to the fund. We may receive this revenue either in the form of a cash payment or it may be allocated to us.

•	Compensation paid out of 12b-1 fees that are deducted from fund assets and disclosed in the “12b-1 fees” column of the “Annual Operating Expenses of the Funds” table.

•	Sources of revenue received from unaffiliated funds: The unaffiliated funds are not managed by an affiliate of ours. The sources of revenue we receive from these unaffiliated funds, or the funds’ affiliates, may include, but are not necessarily limited to, the following:

•	Assets of the fund’s adviser, subadviser, transfer agent or an affiliate of these and assets of the fund’s distributor or an affiliate. The revenue resulting from these sources usually is based on a percentage of average daily net assets of the fund but there may be other types of payment arrangements.

•	Compensation paid out of 12b-1 fees that are deducted from fund assets and disclosed in the “12b-1 fees” column of the “Annual Operating Expenses of the Funds” table.

EVERGREEN PATHWAYS SELECT VARIABLE ANNUITY — PROSPECTUS 15

Unless the PN program is in effect, you may allocate purchase payments and transfers to any or all of the subaccounts of the variable account that invest in shares of the following funds:

Investing In	Investment Objective and Policies	Investment Adviser
AllianceBernstein VPS Growth and Income Portfolio (Class B)	Seeks long-term growth of capital.	AllianceBernstein L.P.

AllianceBernstein VPS International Value Portfolio (Class B)	Seeks long-term growth of capital.	AllianceBernstein L.P.

American Century VP Inflation Protection, Class II	Seeks long-term total return using a strategy that seeks to protect against U.S. inflation.	American Century Investment Management, Inc.

American Century VP Ultra®, Class II	Seeks long-term capital growth.	American Century Investment Management, Inc.

American Century VP Value, Class II	Seeks long-term capital growth. Income is a secondary objective.	American Century Investment Management, Inc.

Columbia Variable Portfolio – Cash Management Fund (Class 3)	Seeks maximum current income consistent with liquidity and stability of principal.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Diversified Bond Fund (Class 3)	Seeks high level of current income while attempting to conserve the value of the investment for the longest period of time.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3) (previously Columbia Variable Portfolio – Diversified Equity Income Fund (Class 3))	Seeks high level of current income and, as a secondary goal, steady growth of capital.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Emerging Markets Fund (Class 3) (previously Columbia Variable Portfolio – Emerging Markets Opportunity Fund (Class 3))	Seeks long-term capital growth.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Income Opportunities Fund (Class 3)	Seeks high total return through current income and capital appreciation.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Large Cap Growth Fund (Class 3)	Seeks long-term capital growth.	Columbia Management Investment Advisers, LLC

 16  EVERGREEN PATHWAYS SELECT VARIABLE ANNUITY — PROSPECTUS

Investing In	Investment Objective and Policies	Investment Adviser
Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3) (previously Columbia Variable Portfolio – Dynamic Equity Fund (Class 3))	Seeks capital appreciation.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Mid Cap Growth Opportunity Fund (Class 3)	Seeks growth of capital.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – S&P 500 Index Fund (Class 3)	Seeks long-term capital appreciation.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Select Large-Cap Value Fund (Class 3)	Seeks long-term growth of capital.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 3) (previously Columbia Variable Portfolio – Short Duration U.S. Government Fund (Class 3))	Seeks high level of current income and safety of principal consistent with investment in U.S. government and government agency securities.	Columbia Management Investment Advisers, LLC

Dreyfus Investment Portfolios Technology Growth Portfolio, Service Shares	Seeks capital appreciation.	The Dreyfus Corporation

Dreyfus Variable Investment Fund International Value Portfolio, Service Shares	Seeks long-term capital growth.	The Dreyfus Corporation

Fidelity® VIP Contrafund® Portfolio Service Class 2	Seeks long-term capital appreciation. Normally invests primarily in common stocks. Invests in securities of companies whose value it believes is not fully recognized by the public. Invests in either “growth” stocks or “value” stocks or both. The fund invests in domestic and foreign issuers.	Fidelity Management & Research Company (FMR) is the fund’s manager. FMR Co., Inc. (FMRC) and other investment advisers serve as sub-advisers for the fund.

Fidelity® VIP Investment Grade Bond Portfolio Service Class 2	Seeks as high level of current income as is consistent with the preservation of capital. Normally invests at least 80% of assets in investment-grade debt securities (those of medium and high quality) of all types and repurchase agreements for those securities.	FMR and Fidelity Investments Money Management, Inc. (FIMM) and other investment advisers serve as sub-advisers for the fund.

EVERGREEN PATHWAYS SELECT VARIABLE ANNUITY — PROSPECTUS 17

Investing In	Investment Objective and Policies	Investment Adviser
Fidelity® VIP Mid Cap Portfolio Service Class 2	Seeks long-term growth of capital. Normally invests primarily in common stocks. Normally invests at least 80% of assets in securities of companies with medium market capitalizations. May invest in companies with smaller or larger market capitalizations. Invests in domestic and foreign issuers. The Fund invests in either “growth” or “value” common stocks or both.	FMR and FMRC and other investment advisers serve as sub-advisers for the fund.

Fidelity® VIP Overseas Portfolio Service Class 2	Seeks long-term growth of capital. Normally invests primarily in common stocks allocating investments across different countries and regions. Normally invests at least 80% of assets in non-U.S. securities.	FMRC and other investment advisers serve as sub-advisers for the fund.

FTVIPT Franklin Income Securities Fund – Class 2	Seeks to maximize income while maintaining prospects for capital appreciation. Under normal market conditions, the fund invests in both equity and debt securities.	Franklin Advisers, Inc. adviser; Templeton Investment Counsel, LLC, subadviser.

FTVIPT Templeton Global Bond Securities Fund – Class 2	Seeks high current income, consistent with preservation of capital, with capital appreciation as a secondary consideration. Under normal market conditions, the fund invests at least 80% of its net assets in bonds, which include debt securities of any maturity, such as bonds, notes, bills and debentures.	Franklin Advisers, Inc.

Goldman Sachs VIT Mid Cap Value Fund – Institutional Shares	Seeks long-term capital appreciation.	Goldman Sachs Asset Management, L.P.

Invesco V.I. Comstock Fund, Series II Shares (previously Invesco Van Kampen V.I. – Comstock Fund, Series II Shares)	Seeks capital growth and income through investments in equity securities, including common stocks, preferred stocks and securities convertible into common and preferred stocks.	Invesco Advisers, Inc.

Invesco V.I. Mid Cap Growth Fund, Series II Shares (previously Invesco Van Kampen V.I. – Mid Cap Growth Fund, Series II Shares)	Seeks capital growth.	Invesco Advisers, Inc.

Morgan Stanley UIF U.S. Real Estate Portfolio, Class II Shares	Seeks to provide above average current income and long-term capital appreciation by investing primarily in equity securities of companies in the U.S. real estate industry, including real estate investment trusts.	Morgan Stanley Investment Management Inc.

Oppenheimer Capital Appreciation Fund/VA, Service Shares	Seeks capital appreciation by investing in securities of well-known, established companies.	OFI Global Asset Management, Inc., adviser; OppenheimerFunds, Inc., sub-adviser.

Oppenheimer Global Fund/VA, Service Shares (previously Oppenheimer Global Securities Fund/VA, Service Shares)	Seeks long-term capital appreciation by investing a substantial portion of its assets in securities of foreign issuers, “growth-type” companies, cyclical industries and special situations that are considered to have appreciation possibilities.	OFI Global Asset Management, Inc., adviser; OppenheimerFunds, Inc., sub-adviser.

 18  EVERGREEN PATHWAYS SELECT VARIABLE ANNUITY — PROSPECTUS

Investing In	Investment Objective and Policies	Investment Adviser
Oppenheimer Main Street Small Cap Fund®/VA, Service Shares (previously Oppenheimer Main Street Small – & Mid-Cap Fund®/VA, Service Shares)	Seeks capital appreciation.	OFI Global Asset Management, Inc., adviser; OppenheimerFunds, Inc., sub-adviser.

Putnam VT Global Health Care Fund – Class IB Shares	Seeks capital appreciation.	Putnam Investment Management, LLC, adviser; Putnam Advisory Company, LLC, sub-adviser; and Putnam Investments Limited

Putnam VT Small Cap Value Fund – Class IB Shares	Seeks capital appreciation.	Putnam Investment Management, LLC

Variable Portfolio – Aggressive Portfolio (Class 2)	Seeks high level of total return that is consistent with an aggressive level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in underlying funds that invest in equity securities and also invests a small amount in underlying funds that invest in fixed income securities.	Columbia Management Investment Advisers, LLC

Variable Portfolio – Aggressive Portfolio (Class 4)	Seeks high level of total return that is consistent with an aggressive level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in underlying funds that invest in equity securities and also invests a small amount in underlying funds that invest in fixed income securities.	Columbia Management Investment Advisers, LLC

Variable Portfolio – BlackRock Global Inflation-Protected Securities Fund (Class 3) (previously Columbia Variable Portfolio – Global Inflation Protected Securities Fund (Class 3))	Non-diversified fund that seeks total return that exceeds the rate of inflation over the long term.	Columbia Management Investment Advisers, LLC, adviser; BlackRock Financial Management, Inc., subadviser.

Variable Portfolio – Conservative Portfolio (Class 2)	Seeks high level of total return that is consistent with a conservative level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in underlying funds that invest in fixed income securities.	Columbia Management Investment Advisers, LLC

Variable Portfolio – Conservative Portfolio (Class 4)	Seeks high level of total return that is consistent with a conservative level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in underlying funds that invest in fixed income securities.	Columbia Management Investment Advisers, LLC

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Investing In	Investment Objective and Policies	Investment Adviser
Variable Portfolio – Moderate Portfolio (Class 2)	Seeks high level of total return that is consistent with a moderate level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in a balance of underlying funds that invest in fixed income securities and underlying funds that invest in equity securities.	Columbia Management Investment Advisers, LLC

Variable Portfolio – Moderate Portfolio (Class 4)	Seeks high level of total return that is consistent with a moderate level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in a balance of underlying funds that invest in fixed income securities and underlying funds that invest in equity securities.	Columbia Management Investment Advisers, LLC

Variable Portfolio – Moderately Aggressive Portfolio (Class 2)	Seeks high level of total return that is consistent with a moderately aggressive level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in underlying funds that invest in equity securities and also invests a moderate amount in underlying funds that invest in fixed income securities.	Columbia Management Investment Advisers, LLC

Variable Portfolio – Moderately Aggressive Portfolio (Class 4)	Seeks high level of total return that is consistent with a moderately aggressive level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in underlying funds that invest in equity securities and also invests a moderate amount in underlying funds that invest in fixed income securities.	Columbia Management Investment Advisers, LLC

Variable Portfolio – Moderately Conservative Portfolio (Class 2)	Seeks high level of total return that is consistent with a moderately conservative level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in underlying funds that invest in fixed income securities and also invests a moderate amount in underlying funds that invest in equity securities.	Columbia Management Investment Advisers, LLC

Variable Portfolio – Moderately Conservative Portfolio (Class 4)	Seeks high level of total return that is consistent with a moderately conservative level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in underlying funds that invest in fixed income securities and also invests a moderate amount in underlying funds that invest in equity securities.	Columbia Management Investment Advisers, LLC

Variable Portfolio – Partners Small Cap Value Fund (Class 3)	Seeks long-term capital appreciation.	Columbia Management Investment Advisers, LLC, adviser; Barrow, Hanley, Mewhinney & Strauss, Inc., Denver Investment Advisors LLC, Donald Smith & Co., Inc., River Road Asset Management, LLC and Turner Investment Partners, Inc., subadvisers.

 20  EVERGREEN PATHWAYS SELECT VARIABLE ANNUITY — PROSPECTUS

Investing In	Investment Objective and Policies	Investment Adviser
Variable Portfolio – Victory Established Value Fund (Class 3) (previously Variable Portfolio – Goldman Sachs Mid Cap Value Fund (Class 3))	Seeks long-term growth of capital.	Columbia Management Investment Advisers, LLC, adviser; Victory Capital Management, Inc., subadviser.

Wanger USA	Seeks long-term capital appreciation.	Columbia Wanger Asset Management, LLC

Wells Fargo Advantage VT International Equity Fund – Class 2	Seeks long-term capital appreciation.	Wells Fargo Funds Management, LLC, adviser; Wells Capital Management Inc., sub-adviser.

Wells Fargo Advantage VT Omega Growth Fund – Class 2	Seeks long-term capital appreciation.	Wells Fargo Funds Management, LLC, adviser; Wells Capital Management Inc., sub-adviser.

Wells Fargo Advantage VT Opportunity Fund – Class 2	Seeks long-term capital appreciation.	Wells Fargo Funds Management, LLC, adviser; Wells Capital Management Inc., sub-adviser.

Wells Fargo Advantage VT Small Cap Growth Fund – Class 2	Seeks long-term capital appreciation.	Wells Fargo Funds Management, LLC, adviser; Wells Capital Management Inc., sub-adviser.

Wells Fargo Advantage VT Small Cap Value Fund – Class 2	Seeks long-term capital appreciation.	Wells Fargo Funds Management, LLC, adviser; Wells Capital Management Inc., sub-adviser.

Wells Fargo Advantage VT Total Return Bond Fund – Class 2	Seeks total return consisting of income and capital appreciation.	Wells Fargo Funds Management, LLC, adviser; Wells Capital Management Inc., sub-adviser.

The Guarantee Period Accounts (GPAs)

The GPAs may not be available in some states.

Currently, unless the PN program is in effect, you may allocate purchase payments to one or more of the GPAs with guarantee periods declared by us. The required minimum investment in each GPA is $1,000. These accounts are not available in all states and are not offered after annuity payouts begin.

Each GPA pays an interest rate that is declared when you make an allocation to that account. That interest rate is then fixed for the guarantee period that you chose. We will periodically change the declared interest rate for any future allocations to these accounts, but we will not change the rate paid on money currently in a GPA.

The interest rates that we will declare as guaranteed rates in the future are determined by us at our discretion (future rates). We will determine future rates based on various factors including, but not limited to, the interest rate environment, returns we earn on investments in the nonunitized separate account we have established for the GPAs, the rates currently in effect for new and existing RiverSource Life annuities, product design, competition and RiverSource Life’s revenues and other expenses. We cannot predict nor can we guarantee what future rates will be.

We hold amounts you allocate to the GPAs in a “nonunitized” separate account. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the GPAs. State insurance law prohibits us from charging this separate account with liabilities of any other separate account or of our general business. We own the assets of this separate account as well as any favorable investment performance of those assets. You do not participate in the performance of the assets held in this separate account. We guarantee all benefits relating to your value in the GPAs. This guarantee is based on the continued claims-paying ability of the company’s general account. You should be aware that our general account is exposed to the risks normally associated with a portfolio of fixed-income securities, including interest rate, option, liquidity and credit risk. You should also be aware that we issue other types of insurance and financial products as

EVERGREEN PATHWAYS SELECT VARIABLE ANNUITY — PROSPECTUS 21

well, and we also pay our obligations under these products from assets in our general account. Our general account is not segregated or insulated from the claims of our creditors. The financial statements contained in the SAI include a further discussion of the risks inherent within the investments of the general account.

We intend to construct and manage the investment portfolio relating to the separate account in such a way as to minimize the impact of fluctuations by interest rates. We seek to achieve this by constructing a portfolio of assets with a price sensitivity to interest rate changes (i.e., price duration) that is similar to the price duration of the corresponding portfolio of liabilities.

We must invest this portfolio of assets in accordance with requirements established by applicable state laws regarding the nature and quality of investments that life insurance companies may make and the percentage of their assets that they may commit to any particular type of investment. Our investment strategy will incorporate the use of a variety of debt instruments having price durations tending to match the applicable guarantee periods. These instruments include, but are not necessarily limited to, the following:

•	Securities issued by the U.S. government or its agencies or instrumentalities, which issues may or may not be guaranteed by the U.S. government;

•	Debt securities that have an investment grade, at the time of purchase, within the four highest grades assigned by any of three nationally recognized rating agencies — Standard & Poor’s, Moody’s Investors Service or Fitch — or are rated in the two highest grades by the National Association of Insurance Commissioners;

•	Other debt instruments which are unrated or rated below investment grade, limited to 10% of assets at the time of purchase; and

•	Real estate mortgages, limited to 45% of portfolio assets at the time of acquisition.

In addition, options and futures contracts on fixed income securities will be used from time to time to achieve and maintain appropriate investment and liquidity characteristics on the overall asset portfolio.

While this information generally describes our investment strategy, we are not obligated to follow any particular strategy except as may be required by federal law and Indiana and other state insurance laws.

MARKET VALUE ADJUSTMENT (MVA)
We will not apply an MVA to contract value you transfer or withdraw out of the GPAs within 30 days before the end of the guarantee period. During this 30 day window you may choose to start a new guarantee period of the same length, transfer the contract value to a GPA of another length, transfer the contract value to any of the subaccounts or withdraw the contract value (subject to applicable withdrawal provisions). If we do not receive any instructions at the end of your guarantee period, our current practice is to automatically transfer the contract value into the shortest GPA term offered in your state.

We guarantee the contract value allocated to the GPAs, including interest credited, if you do not make any transfers or withdrawals from the GPAs prior to 30 days before the end of the guarantee period (30 day rule). At all other times, and unless one of the exceptions to the 30 day rule described below applies, we will apply an MVA if you withdraw or transfer contract value from a GPA including withdrawals under the Guarantor Withdrawal Benefit rider, or you elect an annuity payout plan while you have contract value invested in a GPA. We will refer to these transactions as “early withdrawals.” The application of an MVA may result in either a gain or loss of principal.

The 30-day rule does not apply and no MVA will apply to:

•	transfers from a one-year GPA occurring under an automated dollar-cost averaging program or interest sweep strategy;

•	automatic rebalancing under any PN program model portfolio we offer which contains one or more GPAs. However, an MVA may apply if you transfer to a new PN program investment option;

•	amounts applied to an annuity payout plan while a PN program model portfolio containing one or more GPAs is in effect;

•	amounts withdrawn for fees and charges; or

•	amounts we pay as death claims.

When you request an early withdrawal, we adjust the early withdrawal amount by an MVA formula. The early withdrawal amount reflects the relationship between the guaranteed interest rate you are earning in your current GPA and the interest rate we are crediting on new GPAs that end at the same time as your current GPA.

The MVA is sensitive to changes in current interest rates. The magnitude of any applicable MVA will depend on our current schedule of guaranteed interest rates at the time of the withdrawal, the time remaining in your guarantee period and your guaranteed interest rate. The MVA is negative, zero or positive depending on how the guaranteed interest rate on your GPA

 22  EVERGREEN PATHWAYS SELECT VARIABLE ANNUITY — PROSPECTUS

compares to the interest rate of a new GPA for the same number of years as the guarantee period remaining on your GPA. This is summarized in the following table:

If your GPA rate is:	The MVA is:

Less than the new GPA rate + 0.10%	Negative

Equal to the new GPA rate + 0.10%	Zero

Greater than the new GPA rate + 0.10%	Positive

For examples, see Appendix A.

Buying Your Contract

New contracts are not currently being offered. We are required by law to obtain personal information from you which we will use to verify your identity. If you do not provide this information we reserve the right to refuse to issue your contract or take other steps we deem reasonable. Contract Option L has a four-year withdrawal charge schedule. Contract Option C eliminates the withdrawal charge schedule in exchange for a higher mortality and expense risk fee. Both contracts have the same underlying funds. As the owner, you have all rights and may receive all benefits under the contract.

You can own a qualified or nonqualified annuity. You can own a nonqualified annuity in joint tenancy with rights of survivorship only in spousal situations. You cannot own a qualified annuity in joint tenancy. You can become an owner if you are 85 or younger. (The age limit may be younger for qualified annuities in some states.)

When you applied, you could have selected (if available in your state):

•	contract Option L or Option C;

•	GPAs and/or subaccounts in which you want to invest;

•	how you want to make purchase payments;

•	a beneficiary;

•	the optional PN program(1); and

•	one of the following Death Benefits:

– ROP Death Benefit

– MAV Death Benefit

– 5% Accumulation Death Benefit(2)

– Enhanced Death Benefit(2)

In addition, you could also have selected (if available in your state):

Any one of the following Optional Living Benefits (all require the use of the PN program):

•	Accumulation Protector Benefit rider

•	Guarantor Withdrawal Benefit rider

•	Income Assurer Benefit – MAV rider

•	Income Assurer Benefit – 5% Accumulation Benefit Base rider

•	Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base rider

Either of the following Optional Death Benefits:

•	Benefit Protector Death Benefit rider(3)

•	Benefit Protector Plus Death Benefit rider(3)

(1)	There is no additional charge for this feature
(2)	The 5% Accumulation Death Benefit and Enhanced Death Benefit are not available with Benefit Protector and Benefit Protector Plus Death Benefit riders.
(3)	Not available with the 5% Accumulation Death Benefit or Enhanced Death Benefit riders.

The contract provides for allocation of purchase payments to the GPAs and/or to the subaccounts of the variable account in even 1% increments subject to the $1,000 required minimum investment for the GPAs.

If we receive your additional purchase payment at our corporate office before the close of business, we will credit any portion of that payment allocated to the subaccounts using the accumulation unit value we calculate on the valuation date we received the payment. If we receive an additional purchase payment at our corporate office at or after the close of business, we will credit any portion of that payment allocated to the subaccounts using the accumulation unit value we calculate on the next valuation date after we received the payment.

EVERGREEN PATHWAYS SELECT VARIABLE ANNUITY — PROSPECTUS 23

You may make monthly payments to your contract under a Systematic Investment Plan (SIP). You must make an initial purchase payment of $10,000. Then, to begin the SIP, you will complete and send a form and your first SIP payment along with your application. There is no charge for SIP. You can stop your SIP payments at any time.

In most states, you may make additional purchase payments to nonqualified and qualified annuities until the retirement date.

THE RETIREMENT DATE
Annuity payouts begin on the retirement date. When we processed your application, we established the retirement date to be the maximum age (or contract anniversary if applicable) for nonqualified annuities and Roth IRAs and for qualified annuities the date specified below. Your selected date can align with your actual retirement from a job, or it can be a different future date, depending on your needs and goals and on certain restrictions. You also can change the retirement date, provided you send us written instructions at least 30 days before annuity payouts begin.

For nonqualified annuities and Roth IRAs, the retirement date must be:

•	no earlier than the 30th day after the contract’s effective date; and

•	no later than the annuitant’s 85th birthday or the tenth contract anniversary, if purchased after age 75, or such date as agreed upon by us.

For qualified annuities except Roth IRAs, to comply with IRS regulations, the retirement date generally must be:

•	for IRAs by April 1 of the year following the calendar year when the annuitant reaches age 70 1/2; or

•	for all other qualified annuities, by April 1 of the year following the calendar year when the annuitant reaches age 70 1/2 or, if later, retires (except that 5% business owners may not select a retirement date that is later than April 1 of the year following the calendar year when they reach age 70 1/2).

If you satisfy your required minimum distributions in the form of partial withdrawals from this contract, annuity payouts can start as late as the annuitant’s 85th birthday or the tenth contract anniversary, if later, or a date that has been otherwise agreed to by us.

Contract owners of IRAs and TSAs may also be able to satisfy required minimum distributions using other IRAs or TSAs, and in that case, may delay the annuity payout start date for this contract.

BENEFICIARY
We will pay to your named beneficiary the death benefit if it becomes payable before the retirement date while the contract is in force and before annuity payouts begin. If there is more than one beneficiary, we will pay each beneficiary’s designated share when we receive their completed claim. A beneficiary will bear the investment risk of the variable account until we receive the beneficiary’s completed claim. If there is no named beneficiary, the default provisions of your contract will apply. (See “Benefits in Case of Death” for more about beneficiaries.)

PURCHASE PAYMENTS
Purchase payment amounts and purchase payment timing may vary by state and be limited under the terms of your contract.

Minimum additional purchase payments
  $50 for SIPs
  $100 for all other payment types

Maximum total purchase payments*
  $1,000,000

*	This limit applies in total to all RiverSource Life annuities you own. We reserve the right to waive or increase the maximum limit. For qualified annuities, the tax-deferred retirement plan’s or the Code’s limits on annual contributions also apply. Additional purchase payments are restricted during the waiting period after the first 180 days immediately following the effective date of the Accumulation Protector Benefit rider.

Effective Jan. 26, 2009, no additional purchase payments are allowed for contracts with the Guarantor Withdrawal Benefit rider and Enhanced Guarantor Withdrawal Benefit rider, subject to state restrictions.

For contracts issued in all states except those listed below certain exceptions apply and the following additional purchase payments will be allowed on/after Jan. 26, 2009:

a.	Tax Free Exchanges, rollovers, and transfers listed on the annuity application and received within 180 days from the contract issue date.

b.	Prior and current tax year contributions up to the annual limit set up by the IRS for any Qualified Accounts. This annual limit applies to IRAs, Roth IRAs, and SEP plans.

 24  EVERGREEN PATHWAYS SELECT VARIABLE ANNUITY — PROSPECTUS

For contracts issued in Florida, New Jersey, and Oregon, additional purchase payments to your variable annuity contract will be limited to $100,000 for the life of your contract. The limit does not apply to Tax Free Exchanges, rollovers, and transfers listed on the annuity application and received within 180 days from the contract issue date.

We reserve the right to change these current rules at any time, subject to state restrictions.

HOW TO MAKE PURCHASE PAYMENTS

 1 By letter

Send your check along with your name and contract number to:

RiverSource Life Insurance Company
829 Ameriprise Financial Center
Minneapolis, MN 55474

 2 By SIP

Contact your investment professional to complete the necessary SIP paperwork.

Limitations on use of contract: If mandated by applicable law, including, but not limited to, federal anti-money laundering laws, we may be required to reject a purchase payment. We may also be required to block an owner’s access to contract values or to satisfy other statutory obligations. Under these circumstances, we may refuse to implement requests for transfers, withdrawals or death benefits until instructions are received from the appropriate governmental authority or a court of competent jurisdiction.

Charges

CONTRACT ADMINISTRATIVE CHARGE
We charge this fee for establishing and maintaining your records. We deduct $40 from the contract value on your contract anniversary. We prorate this charge among the GPAs and the subaccounts in the same proportion your interest in each account bears to your total contract value.

We will waive this charge when your contract value is $50,000 or more on the current contract anniversary.

If you take a full withdrawal from your contract, we will deduct the charge at the time of withdrawal regardless of the contract value. We cannot increase the annual contract administrative charge and it does not apply after annuity payouts begin or when we pay death benefits.

VARIABLE ACCOUNT ADMINISTRATIVE CHARGE
We apply this charge daily to the subaccounts. It is reflected in the unit values of your subaccounts and it totals 0.15% of their average daily net assets on an annual basis. It covers certain administrative and operating expenses of the subaccounts such as accounting, legal and data processing fees and expenses involved in the preparation and distribution of reports and prospectuses. We cannot increase the variable account administrative charge.

MORTALITY AND EXPENSE RISK FEE
We charge these fees daily to the subaccounts. The unit values of your subaccounts reflect these fees. These fees cover the mortality and expense risk that we assume. These fees do not apply to the GPAs. We cannot increase these fees.

The contract (either Option L or Option C) and the death benefit guarantee you select determines the mortality and expense risk fee you pay:

	Contract	Contract
	Option L	Option C

ROP Death Benefit	1.55%	1.65%

MAV Death Benefit	1.75	1.85

5% Accumulation Death Benefit	1.90	2.00

Enhanced Death Benefit	1.95	2.05

Mortality risk arises because of our guarantee to pay a death benefit and our guarantee to make annuity payouts according to the terms of the contract, no matter how long a specific owner or annuitant lives and no matter how long our entire group of owners or annuitants live. If, as a group, owners or annuitants outlive the life expectancy we assumed in our actuarial tables, then we must take money from our general assets to meet our obligations. If, as a group, owners or annuitants do not live as

EVERGREEN PATHWAYS SELECT VARIABLE ANNUITY — PROSPECTUS 25

long as expected, we could profit from the mortality risk fee. We deduct the mortality risk fee from the subaccounts during the annuity payout period even if the annuity payout plan does not involve a life contingency.

Expense risk arises because we cannot increase the contract administrative charge or the variable account administrative charge and these charges may not cover our expenses. We would have to make up any deficit from our general assets. We could profit from the expense risk fee if future expenses are less than expected.

The subaccounts pay us the mortality and expense risk fee they accrued as follows:

•	first, to the extent possible, the subaccounts pay this fee from any dividends distributed from the funds in which they invest;

•	then, if necessary, the funds redeem shares to cover any remaining fees payable.

We may use any profits we realize from the subaccounts’ payment to us of the mortality and expense risk fee for any proper corporate purpose, including, among others, payment of distribution (selling) expenses. We do not expect that the withdrawal charge will cover sales and distribution expenses.

WITHDRAWAL CHARGE
You select either contract Option L or Option C at the time of application. Contract Option C has no withdrawal charge schedule but carries a higher mortality and expense risk fee than contract Option L.

If you select contract Option L and you withdraw all or part of your contract value before annuity payouts begin, we may deduct a withdrawal charge. As described below, a withdrawal charge applies to each purchase payment you make. The withdrawal schedule charge lasts for four years from the receipt of each purchase payment. (See “Expense Summary”).

You may withdraw an amount during any contract year without a withdrawal charge. We call this amount the Total Free Amount (TFA). The TFA varies depending on whether your contract Option L includes the Guarantor Withdrawal Benefit rider:

Contract Option L without the Guarantor Withdrawal Benefit rider

The TFA is the greater of:

•	10% of the contract value on the prior contract anniversary(1); or

•	current contract earnings.

Contract Option L with Guarantor Withdrawal Benefit rider

The TFA is the greatest of:

•	10% of the contract value on the prior contract anniversary(1);

•	current contract earnings; or

•	the Remaining Benefit Payment.

(1)	We consider your initial purchase payment to be the prior contract anniversary’s contract value during the first contract year.

Amounts withdrawn in excess of the TFA may be subject to a withdrawal charge as described below.

A withdrawal charge will apply if the amount you withdraw includes any of your prior purchase payments that are still within their withdrawal charge schedule. To determine whether your withdrawal includes any of your prior purchase payments that are still within their withdrawal charge schedule, we withdraw amounts from your contract in the following order:

1.	We withdraw the TFA first. We do not assess a withdrawal charge on the TFA.

2.	We withdraw purchase payments not previously withdrawn, in the order you made them: the oldest purchase payment first, the next purchase payment second, etc. until all purchase payments have been withdrawn. By applying this “first-in, first-out” rule, we do not assess a withdrawal charge on purchase payments that we received prior to the number of years stated in the withdrawal charge schedule you select when you purchase the contract. We only assess a withdrawal charge on purchase payments that are still within the withdrawal charge schedule you selected.

Example: Each time you make a purchase payment under the contract, a withdrawal charge schedule attaches to that purchase payment. The withdrawal charge percentage for each purchase payment declines according to the withdrawal charge schedule shown in your contract. (The withdrawal charge percentages for the 4-Year withdrawal charge schedule are shown in a table in the “Expense Summary” above.) For example, if you select contract Option L, during the first two years after a purchase payment is made, the withdrawal charge percentage attached to that payment is 8%. The withdrawal charge percentage for that payment during the fourth year after it is made is 6%. At the beginning of the fifth year after that purchase payment is made, and thereafter, there is no longer a withdrawal charge as to that payment.

We determine your withdrawal charge by multiplying each of your payments withdrawn by the applicable withdrawal charge percentage (See “Expense Summary”), and then adding the total withdrawal charges.

 26  EVERGREEN PATHWAYS SELECT VARIABLE ANNUITY — PROSPECTUS

For a partial withdrawal that is subject to a withdrawal charge, the amount we actually deduct from your contract value will be the amount you request plus any applicable withdrawal charge. A partial withdrawal that includes contract value taken from the guarantee period accounts may also be subject to a market value adjustment (See “Guarantee Period Accounts — Market Value Adjustment”). We pay you the amount you request.

The amount of purchase payments withdrawn is calculated using a prorated formula based on the percentage of contract value being withdrawn. As a result, the amount of purchase payments withdrawn may be greater than the amount of contract value withdrawn.

For an example, see Appendix C.

Waiver of withdrawal charges for contract Option L
We do not assess withdrawal charges for:

•	withdrawals of any contract earnings;

•	withdrawals of amounts totaling up to 10% of the contract value on the prior contract anniversary to the extent it exceeds contract earnings;

•	if you elected the Guarantor Withdrawal Benefit rider, your contract’s Remaining Benefit Payment to the extent it exceeds the greater of contract earnings or 10% of the contract value on the prior contract anniversary;

•	required minimum distributions from a qualified annuity to the extent that they exceed the free amount. The amount on which withdrawal charges are waived can be no greater than the RMD amount calculated under your specific contract currently in force;

•	contracts settled using an annuity payout plan (Exception: As described below, if you select annuity payout Plan E, and choose later to withdraw the value of your remaining annuity payments, we will assess a withdrawal charge. This exception also applies to contract Option C.)

•	withdrawals made as a result of one of the “Contingent events” described below to the extent permitted by state law (see your contract for additional conditions and restrictions); and

•	death benefits.

Contingent events

•	Withdrawals you make if you or the annuitant are confined to a hospital or nursing home and have been for the prior 60 days. Your contract will include this provision when you and the annuitant are under age 76 at contract issue. You must provide proof satisfactory to us of the confinement as of the date you request the withdrawal.

•	To the extent permitted by state law, withdrawals you make if you or the annuitant are diagnosed in the second or later contract years as disabled with a medical condition that with reasonable medical certainty will result in death within 12 months or less from the date of the licensed physician’s statement. You must provide us with a licensed physician’s statement containing the terminal illness diagnosis and the date the terminal illness was initially diagnosed.

Withdrawal charge under Annuity Payout Plan E — Payouts for a specified period: If you are receiving variable annuity payments under this annuity payout plan, you can choose to take a withdrawal. The amount that you can withdraw is the present value of any remaining variable payouts. The discount rate we use in the calculation will be 5.17% for the assumed investment return of 3.5% and 6.67% for the assumed investment return of 5.0%. The withdrawal charge equals the present value of the remaining payouts using the assumed investment return minus the present value of the remaining payouts using the discount rate. (See “Charges — Withdrawal Charge” and “The Annuity Payout Period — Annuity Payout Plans.”)

Possible group reductions: In some cases we may incur lower sales and administrative expenses due to the size of the group, the average contribution and the use of group enrollment procedures. In such cases, we may be able to reduce or eliminate the contract administrative and withdrawal charges. However, we expect this to occur infrequently.

FUND FEES AND EXPENSES
There are deductions from and expenses paid out of the assets of the funds that are described in the prospectuses for those funds. (See “Annual Operating Expenses of the Funds.”)

PREMIUM TAXES
Certain state and local governments impose premium taxes on us (up to 3.5%). These taxes depend upon your state of residence or the state in which the contract was issued. Currently, we deduct any applicable premium tax when annuity payouts begin, but we reserve the right to deduct this tax at other times such as when you make purchase payments or when you make a full withdrawal from your contract.

EVERGREEN PATHWAYS SELECT VARIABLE ANNUITY — PROSPECTUS 27

OPTIONAL LIVING BENEFIT CHARGES

ACCUMULATION PROTECTOR BENEFIT RIDER FEE
We deduct a charge of 0.55% of the greater of your contract value or the minimum contract accumulation value on your contract anniversary for this optional benefit only if you select it. We deduct the charge from the contract value on the contract anniversary. We prorate this charge among the GPAs and the subaccounts in the same proportion as your interest in each bears to your total contract value. We will modify this prorated approach to comply with state regulations where necessary.

Once you elect the Accumulation Protector Benefit rider, you may not cancel it and the charge will continue to be deducted until the end of the waiting period. If the contract is terminated for any reason or when annuity payouts begin, we will deduct the charge from the proceeds payable adjusted for the number of calendar days coverage was in place since we last deducted the fee.

Currently, the Accumulation Protector Benefit rider fee does not vary with the PN program investment option selected; however, we reserve the right to vary the rider fee for each PN program investment option. The Accumulation Protector Benefit rider fee will not exceed a maximum of 1.75%.

We may increase the rider fee at our discretion and on a nondiscriminatory basis.

We will not change the Accumulation Protector Benefit rider fee in effect on your contract after the rider effective date unless:

(a)	you choose the annual elective step up or elective spousal continuation step up after we have exercised our rights to increase the rider fee; or

(b)	you change your PN program investment option after we have exercised our rights to increase the rider fee or vary the rider fee for each investment option.

If you choose the elective step up or change your PN program investment option after we have exercised our rights to increase the rider fee as described above, you will pay the fee that is in effect on the valuation date we receive your written request to step up or change your PN program investment option. On the next contract anniversary, we will calculate an average rider charge, for the preceding contract year only, that reflects the various different fees that were in effect that year, adjusted for the number of calendar days each fee was in effect.

The charge does not apply after annuity payouts begin.

GUARANTOR WITHDRAWAL BENEFIT RIDER FEE
This fee information applies to both Rider A and Rider B (see “Optional Benefits”).

We deduct an annual charge of 0.55% of contract value for this optional feature only if you select it. We deduct the charge from your contract value on your contract anniversary. We prorate this charge among the GPAs and the subaccounts in the same proportion as your interest in each bears to your total contract value. We will modify this prorated approach to comply with state regulations where necessary.

Once you elect the Guarantor Withdrawal Benefit, you may not cancel it and the charge will continue to be deducted until the contract is terminated, the contract value reduces to zero or annuity payouts begin. If the contract is terminated for any reason or when annuity payments begin, we will deduct the charge from the proceeds payable adjusted for the number of calendar days coverage was in place since we last deducted the fee. If the Remaining Benefit Amount (RBA) goes to zero but the contract value has not been depleted, you will continue to be charged.

Currently the Guarantor Withdrawal Benefit rider fee does not vary with the PN program investment option selected; however, we reserve the right to vary the rider fee for each PN program investment option. The Guarantor Withdrawal Benefit rider fee will not exceed a maximum fee of 1.50%.

We may increase the rider fee at our discretion and on a nondiscriminatory basis.

We will not change the Guarantor Withdrawal Benefit rider fee in effect on your contract after the rider effective date unless:

(a)	you choose the annual elective step up or elective spousal continuation step up under Rider A after we have exercised our rights to increase the rider fee; or

(b)	you elect to change your PN program investment option after we have exercised our rights to increase the rider fee or vary the rider fee for each PN program investment option.

If you choose the annual or spousal continuation elective step up, the elective spousal continuation step up or change your PN program investment option after we have exercised our rights to increase the rider fee as described above, you will pay the charge that is in effect on the valuation date we receive your written request to step up or change your PN program investment option. On the next contract anniversary, we will calculate an average rider fee, for the preceding contract year only, that

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reflects the various different charges that were in effect that year, adjusted for the number of calendar days each fee was in effect.

The charge does not apply after annuity payouts begin.

INCOME ASSURER BENEFIT RIDER FEE
We deduct a charge for this optional feature only if you select it. We determine the charge by multiplying the guaranteed income benefit base by the charge of the Income Assurer Benefit rider you select. There are three Income Assurer Benefit rider options available under your contract (see “Optional Benefits — Income Assurer Benefit Riders”) and each has a different guaranteed income benefit base calculation. The charge for each Income Assurer Benefit rider is as follows:

	Maximum	Current

Income Assurer Benefit – MAV	1.50%	0.30	%(1)

Income Assurer Benefit – 5% Accumulation Benefit Base	1.75	0.60	(1)

Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base	2.00	0.65	(1)

(1)	For applications signed prior to Oct. 7, 2004, the following current annual rider charges apply: Income Assurer Benefit – MAV — 0.55%, Income Assurer Benefit – 5% Accumulation Benefit Base — 0.70%; and Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base — 0.75%.

We deduct the charge from the contract value on your contract anniversary at the end of each contract year. We prorate this charge among the GPAs and the subaccounts in the same proportion your interest in each account bears to your total contract value. We will modify this prorated approach to comply with state regulations where necessary. If the contract is terminated for any reason or when annuity payouts begin, we will deduct the charge from the proceeds payable adjusted for the number of calendar days coverage was in place since we last deducted the charge.

Currently the Income Assurer Benefit rider fee does not vary with the PN program investment option selected; however, we reserve the right to increase this fee and/or vary the fee for each PN program investment option but not to exceed the maximum fees shown above. We cannot change the Income Assurer Benefit fee after the rider effective date, unless you change your PN program investment option after we have exercised our rights to increase the rider fee and/or charge a separate fee for each PN program investment option. If you choose to change your PN program investment option after we have exercised our rights to increase the rider fee, you will pay the fee that is in effect on the valuation date we receive your written request to change your PN program investment option. On the next contract anniversary, we will calculate an average rider fee, for the preceding contract year only, that reflects the various different charges that were in effect that year, adjusted for the number of calendar days each fee was in effect.

For an example of how each Income Assurer Benefit fee is calculated, see Appendix B.

OPTIONAL DEATH BENEFIT CHARGES

BENEFIT PROTECTOR DEATH BENEFIT RIDER FEE
We charge a fee for the optional feature only if you select it. If selected, we deduct 0.25% of your contract value on your contract anniversary. We prorate this fee among the GPAs, the one-year fixed account and the subaccounts in the same proportion your interest in each account bears to your total contract value. We will modify this prorated approach to comply with state regulations where necessary.

If the contract is terminated for any reason other than death or when annuity payouts begin, we will deduct the fee from the proceeds payable adjusted for the number of calendar days coverage was in place since we last deducted the fee. We cannot increase this annual charge after the rider effective date and it does not apply after annuity payouts begin or when we pay death benefits.

BENEFIT PROTECTOR PLUS DEATH BENEFIT RIDER FEE
We charge a fee for the optional feature only if you select it. If selected, we deduct 0.40% of your contract value on your contract anniversary. We prorate this fee among the GPAs, the one-year fixed account and the subaccounts in the same proportion your interest in each account bears to your total contract value.

If the contract is terminated for any reason other than death or when annuity payouts begin, we will deduct the fee from the proceeds payable adjusted for the number of calendar days coverage was in place since we last deducted the fee. We cannot increase this annual fee after the rider effective date and it does not apply after annuity payouts begin or when we pay death benefits.

EVERGREEN PATHWAYS SELECT VARIABLE ANNUITY — PROSPECTUS 29

Valuing Your Investment

We value your accounts as follows:

GPAs
We value the amounts you allocated to the GPAs directly in dollars. The value of a GPA equals:

•	the sum of your purchase payments and transfer amounts allocated to the GPAs;

•	plus interest credited;

•	minus the sum of amounts withdrawn (including any applicable withdrawal charges for contract Option L) and amounts transferred out;

•	minus any prorated portion of the contract administrative charge; and

•	minus the prorated portion of the fee for any of the following optional benefits you have selected:

– Accumulation Protector Benefit rider;

– Guarantor Withdrawal Benefit rider;

– Income Assurer Benefit rider;

– Benefit Protector rider; or

– Benefit Protector Plus rider.

SUBACCOUNTS
We convert amounts you allocated to the subaccounts into accumulation units. Each time you make a purchase payment or transfer amounts into one of the subaccounts, we credit a certain number of accumulation units to your contract for that subaccount. Conversely, we subtract a certain number of accumulation units from your contract each time you take a partial withdrawal, transfer amounts out of a subaccount, or we assess a contract administrative charge, a withdrawal charge or fee for any optional riders with annual charges (if applicable).

The accumulation units are the true measure of investment value in each subaccount during the accumulation period. They are related to, but not the same as, the net asset value of the fund in which the subaccount invests. The dollar value of each accumulation unit can rise or fall daily depending on the variable account expenses, performance of the fund and on certain fund expenses.

Here is how we calculate accumulation unit values:

Number of units: To calculate the number of accumulation units for a particular subaccount we divide your investment by the current accumulation unit value.

Accumulation unit value: The current accumulation unit value for each subaccount equals the last value times the subaccount’s current net investment factor.

We determine the net investment factor by:

•	adding the fund’s current net asset value per share, plus the per share amount of any accrued income or capital gain dividends to obtain a current adjusted net asset value per share; then

•	dividing that sum by the previous adjusted net asset value per share; and

•	subtracting the percentage factor representing the mortality and expense risk fee and the variable account administrative charge from the result.

Because the net asset value of the fund may fluctuate, the accumulation unit value may increase or decrease. You bear all the investment risk in a subaccount.

Factors that affect subaccount accumulation units: Accumulation units may change in two ways — in number and in value.

The number of accumulation units you own may fluctuate due to:

•	additional purchase payments you allocate to the subaccounts;

•	transfers into or out of the subaccounts (including any positive or negative MVA on amounts transferred from the GPAs);

•	partial withdrawals;

•	withdrawal charges (for contract Option L); and

the deduction of a prorated portion of:

•	the contract administrative charge; and

•	the fee for any of the following optional benefits you have selected:

– Accumulation Protector Benefit rider;

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– Guarantor Withdrawal Benefit rider;

– Income Assurer Benefit rider;

– Benefit Protector rider; or

– Benefit Protector Plus rider.

Accumulation unit values will fluctuate due to:

•	changes in fund net asset value;

•	fund dividends distributed to the subaccounts;

•	fund capital gains or losses;

•	fund operating expenses; and

•	mortality and expense risk fee and the variable account administrative charge.

Making the Most of Your Contract

AUTOMATED DOLLAR-COST AVERAGING
Currently, you can use automated transfers to take advantage of dollar-cost averaging (investing a fixed amount at regular intervals). For example, you might transfer a set amount monthly from a relatively conservative subaccount to a more aggressive one, or to several others, or from the one-year GPA to one or more subaccounts. Only the one-year GPA is available for automated transfers. You can also obtain the benefits of dollar-cost averaging by setting up regular automatic SIP payments or by establishing an interest sweep strategy. Interest sweeps are a monthly transfer of the interest earned from the one-year GPA into the subaccounts of your choice. If you participate in an Interest Sweep strategy the interest you earn on the one-year GPA will be less than the annual interest rate we apply because there will be no compounding. There is no charge for dollar-cost averaging.

This systematic approach can help you benefit from fluctuations in accumulation unit values caused by fluctuations in the market values of the funds. Since you invest the same amount each period, you automatically acquire more units when the market value falls and fewer units when it rises. The potential effect is to lower your average cost per unit.

How dollar-cost averaging works

					Number
			Amount	Accumulation	of units
By investing an equal number of dollars each month...		Month	invested	unit value	purchased

		Jan	$100	$20	5.00

		Feb	100	18	5.56

you automatically buy		Mar	100	17	5.88

more units when the	è	Apr	100	15	6.67

per unit market price is low...		May	100	16	6.25

		Jun	100	18	5.56

		Jul	100	17	5.88

and fewer units		Aug	100	19	5.26

when the per unit	è	Sept	100	21	4.76

market price is high.		Oct	100	20	5.00

You paid an average price of $17.91 per unit over the 10 months, while the average market price actually was $18.10.

Dollar-cost averaging does not guarantee that any subaccount will gain in value nor will it protect against a decline in value if market prices fall. Because dollar-cost averaging involves continuous investing, your success will depend upon your willingness to continue to invest regularly through periods of low price levels. Dollar-cost averaging can be an effective way to help meet your long-term goals. For specific features contact your investment professional.

Automated dollar-cost averaging is not available when the PN program is in effect (see “Portfolio Navigator Program” below).

ASSET REBALANCING
You can ask us in writing to automatically rebalance the subaccount portion of your contract value either quarterly, semiannually, or annually. The period you select will start to run on the date we record your request. On the first valuation date of each of these periods, we automatically will rebalance your contract value so that the value in each subaccount

EVERGREEN PATHWAYS SELECT VARIABLE ANNUITY — PROSPECTUS 31

matches your current subaccount percentage allocations. These percentage allocations must be in whole numbers. There is no charge for asset rebalancing. The contract value must be at least $2,000.

You can change your percentage allocations or your rebalancing period at any time by contacting us in writing. We will restart the rebalancing period you selected as of the date we record your change. You also can ask us in writing to stop rebalancing your contract value. You must allow 30 days for us to change any instructions that currently are in place. For more information on asset rebalancing, contact your investment professional.

Different rules apply to asset rebalancing under the PN program (see “Asset Allocation Program” and ”Portfolio Navigator Program” below).

ASSET ALLOCATION PROGRAM
For contracts with applications signed before May 1, 2006, we offered an asset allocation program called Portfolio Navigator. You could elect to participate in the asset allocation program, and there is no additional charge. If you purchased an optional Accumulation Protector Benefit rider, Guarantor Withdrawal Benefit rider or Income Assurer Benefit rider, you are required to participate in the PN program under the terms of the rider.

This asset allocation program allows you to allocate your contract value to a model portfolio that consists of subaccounts and may include certain GPAs (if available under the asset allocation program), which represent various asset classes. By spreading your contract value among these various asset classes, you may be able to reduce the volatility in your contract value, but there is no guarantee that this will occur.

Asset allocation does not guarantee that your contract will increase in value nor will it protect against a decline in value if market prices fall. If you choose or are required to participate in the asset allocation program, you are responsible for determining which model portfolio is best for you. Your investment professional can help you make this determination. In addition, your investment professional may provide you with an investor questionnaire, a tool that can help you determine which model portfolio is suited to your needs based on factors such as your investment goals, your tolerance for risk, and how long you intend to invest.

Currently, there are five model portfolios ranging from conservative to aggressive. You may not use more than one model portfolio at a time. You are allowed to request a change to another model portfolio twice per contract year. Each model portfolio specifies allocation percentages to each of the subaccounts and any GPAs that make up that model portfolio. By participating in the asset allocation program, you authorize us to invest your contract value in the subaccounts and any GPAs (if included) according to the allocation percentages stated for the specific model portfolio you have selected. You also authorize us to automatically rebalance your contract value quarterly beginning three months after the effective date of your contract in order to maintain alignment with the allocation percentages specified in the model portfolio.

Special rules will apply to the GPAs if they are included in a model portfolio. Under these rules:

•	no MVA will apply when rebalancing occurs within a specific model portfolio (but an MVA may apply if you elect to transfer to a new model portfolio); and

•	no MVA will apply when you elect an annuity payout plan while your contract value is invested in a model portfolio (see “Guarantee Period Accounts — Market Value Adjustment”).

Under the asset allocation program, the subaccounts and any GPAs (if included) that make up the model portfolio you selected and the allocation percentages to those subaccounts, any GPAs (if included) will not change unless we adjust the composition of the model portfolio to reflect the liquidation, substitution or merger of an underlying fund, a change of investment objective by an underlying fund or when an underlying fund stops selling its shares to the variable account. We reserve the right to change the terms and conditions of the asset allocation program upon written notice to you.

If permitted under applicable securities law, we reserve the right to:

•	reallocate your current model portfolio to an updated version of your current model portfolio; or

•	substitute a fund of funds for your current model portfolio.

We also reserve the right to discontinue the asset allocation program. We will give you 30 days’ written notice of any such change.

If you elected to participate in the asset allocation program, you may discontinue your participation in the program at any time by giving us written notice. Upon cancellation, automated rebalancing associated with the asset allocation program will end. You can elect to participate in the asset allocation program again at any time.

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Required Use of Asset Allocation Program with Accumulation Protector Benefit rider, Guarantor Withdrawal Benefit rider or Income Assurer Benefit rider

If you are required to participate in the asset allocation program because you purchased an optional Accumulation Protector Benefit rider, Guarantor Withdrawal Benefit rider or Income Assurer Benefit rider, you may not discontinue your participation in the asset allocation program unless permitted by the terms of the rider as summarized below:

•	Accumulation Protector Benefit rider: You cannot terminate the Accumulation Protector Benefit rider. As long as the Accumulation Protector Benefit rider is in effect, your contract value must be invested in one of the model portfolios. The Accumulation Protector Benefit rider automatically ends at the end of the waiting period as does the requirement that you participate in the asset allocation program. At all other times, if you do not want to participate in any of the model portfolios, you must terminate your contract by requesting a full withdrawal. Withdrawal charges and tax penalties may apply. Therefore, you should not select the Accumulation Protector Benefit rider if you do not intend to continue participating in one of the model portfolios until the end of the waiting period.

•	Guarantor Withdrawal Benefit rider: Because the Guarantor Withdrawal Benefit rider requires that your contract value be invested in one of the model portfolios for the life of the contract, and you cannot terminate the Guarantor Withdrawal Benefit rider once you have selected it, you must terminate your contract by requesting a full withdrawal if you do not want to participate in any of the model portfolios. Withdrawal charges and tax penalties may apply. Therefore, you should not select the Guarantor Withdrawal Benefit rider if you do not intend to continue participating in one of the model portfolios for the life of the contract.

•	Income Assurer Benefit rider: You can terminate the Income Assurer Benefit rider during a 30-day period after the first rider anniversary and at any time after the expiration of the waiting period. At all other times, if you do not want to participate in any of the model portfolios, you must terminate your contract by requesting a full withdrawal. Withdrawal charges and tax penalties may apply. As long as the Income Assurer Benefit rider is in effect, your contract value must be invested in one of the model portfolios. Therefore, you should not select the Income Assurer Benefit rider if you do not intend to continue participating in one of the model portfolios during the period of time the Income Assurer Benefit rider is in effect.

PORTFOLIO NAVIGATOR PROGRAM (PN program)
Under the PN program for the living benefit riders, your contract value is allocated to a PN program investment option (except as described in the next paragraph). The PN program investment options are currently five funds of funds, each of which invests in underlying funds in proportions that vary among the funds of funds in light of each fund of funds’ investment objective (“Portfolio Navigator funds”). The PN program is available for both nonqualified and qualified annuities.

The PN program also allows those who participated in a previous version of the PN program and who previously opted out of the transfer of their contract value to Portfolio Navigator funds to remain invested in accordance with a “static” PN program model portfolio investment option that is not subject to updating or reallocation. For more information on the static model portfolios, see “The static model portfolios” below.

You are required to participate in the PN program if your contract includes optional living benefit riders. If your contract does not include one of these riders, you may not participate in the PN program; but you may choose to allocate your contract value to one or more of the Portfolio Navigator funds without being in the PN program. You should review any PN program information, including the prospectus for the funds of funds, carefully. Your investment professional can provide you with additional information and can answer questions you may have on the PN program.

The Portfolio Navigator funds. Each of the Portfolio Navigator funds is a fund of funds with the investment objective of seeking a high level of total return consistent with a certain level of risk by investing in various underlying funds. The funds of funds have objectives ranging from Conservative to Aggressive, and are managed within asset class allocation targets and with a broad multi-manager approach. Columbia Management Investment Advisers is the investment adviser of each of the funds of funds, and Columbia Management Investment Advisers or an affiliate is the investment adviser of each of the underlying funds in which the funds of funds invest. Morningstar Associates, LLC serves as an independent consultant to Columbia Management Investment Advisers to provide recommendations regarding portfolio construction and ongoing analysis of the funds of funds. Neither Columbia Management Investment Advisers nor Morningstar Associates, LLC serves as your investment adviser as to the allocation of your contract value under the PN program (regardless of whether you have selected a PN program investment option or have chosen to remain in a static model portfolio). Some of the underlying funds are managed on a day-to-day basis directly by Columbia Management Investment Advisers and some are managed by one or more affiliated or unaffiliated sub-advisers, subject to the oversight of Columbia Management Investment Advisers and the fund’s board of trustees.

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Below are the target asset allocation weights (between equity and fixed income/cash underlying funds) for each of the funds of funds:

1. Variable Portfolio – Aggressive Portfolio: 80% Equity / 20% Fixed Income

2. Variable Portfolio – Moderately Aggressive Portfolio: 65% Equity / 35% Fixed Income

3. Variable Portfolio – Moderate Portfolio: 50% Equity / 50% Fixed Income

4. Variable Portfolio – Moderately Conservative Portfolio: 35% Equity / 65% Fixed Income

5. Variable Portfolio – Conservative Portfolio: 20% Equity / 80% Fixed Income

Fund of funds conflicts of interest. In providing investment advisory services for the funds of funds and the underlying funds in which the funds of funds invest, Columbia Management Investment Advisers is, together with its affiliates, including us, subject to competing interests that may influence its decisions. These competing interests typically arise because Columbia Management Investment Advisers or one of its affiliates serves as the investment adviser to the underlying funds and may provide other services in connection with such underlying funds, and because the compensation we and our affiliates receive for providing these investment advisory and other services varies depending on the underlying fund. For additional information about the conflicts of interest to which Columbia Management Investment Advisers and its affiliates are subject, see the funds of funds prospectus.

The static model portfolios. If you have chosen to remain invested in a “static” PN program model portfolio investment option, your assets will remain invested in accordance with your current model portfolio, and you will not be provided with any updates to the model portfolio or reallocation recommendations. (The last such reallocation recommendation was provided in 2009.) Each model portfolio consists of underlying funds and/or any GPAs (if included) according to the allocation percentages stated for the model portfolio. If you are participating in the PN program through a model portfolio, you instruct us to automatically rebalance your contract value quarterly in order to maintain alignment with these allocation percentages.

If you own a contract with a living benefit rider which requires you to participate in the PN program and have chosen to remain in a PN program model portfolio, you may in the future transfer the assets in your contract only to one of the funds of funds investment options. If you begin taking income from your contract and have a living benefit rider that requires a move to a certain model portfolio once you begin taking income, you will be transferred to the fund of funds that corresponds to that model portfolio.

Special rules apply to the GPAs if they are included in a model portfolio. Under these rules:

•	no MVA will apply when rebalancing occurs within a specific model portfolio (but an MVA may apply if you elect to transfer to a fund of funds);

•	no MVA will apply when you elect an annuity payout plan while your contract value is invested in a model portfolio. (See “Guarantee Period Accounts — Market Value Adjustment.”)

If you choose to remain in a static model portfolio, the investments and investment styles and policies of the underlying funds in which your contract value is invested may change. Accordingly, your model portfolio may change so that it is no longer appropriate for your needs, even though your allocations to underlying funds do not change. Furthermore, the absence of periodic updating means that existing underlying funds will not be replaced as may be appropriate due to poor performance, changes in management personnel, or other factors.

Although the model portfolios are no longer maintained on an ongoing basis, the asset allocations in the model portfolios may have been affected by conflicts of interest similar to those to which the funds of funds are subject. Certain of the underlying funds in the model portfolios are managed by Columbia Management Investment Advisers or an affiliate while others are not, and we or our affiliate had an incentive to specify greater allocation percentages for the affiliated underlying funds.

Participating in the PN program. You are responsible for determining which investment option is best for you. Your investment professional can help you make this determination. In addition, your investment professional may provide you with an investor questionnaire, a tool to help define your investing style that is based on factors such as your investment goals, your tolerance for risk and how long you intend to invest. Your responses to the investor questionnaire can help you determine which investment option most closely matches your investing style. While the scoring of the investor questionnaire is objective, there is no guarantee that your responses to the investor questionnaire accurately reflect your tolerance for risk. Similarly, there is no guarantee that the investment option you select or have selected after completing the investor questionnaire is appropriate to your ability to withstand investment risk. RiverSource Life is not responsible for your selection of a specific investment option or your decision to change to a different investment option.

Currently, there are five Portfolio Navigator funds (and under the previous PN program, five static model portfolio investment options), ranging from conservative to aggressive. You may not use more than one investment option at a time.

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If you initially allocate qualifying purchase payments to the DCA Fixed Account, when available (see “The DCA Fixed Account”), and you are participating in the PN program, we will make monthly transfers in accordance with your instructions from the DCA Fixed Account into the investment option or model portfolio you have chosen.

You may request a change to your fund of funds (or a transfer from your model portfolio to a fund of funds) up to twice per contract year by written request on an authorized form or by another method agreed to by us. If you make such a change, we may charge you a higher fee for your rider.

We reserve the right to change the terms and conditions of the PN program upon written notice to you. This includes but is not limited to the right to:

•	limit your choice of investment options based on the amount of your initial purchase payment;

•	cancel required participation in the program after 30 days written notice;

•	substitute a fund of funds for your model portfolio, if applicable, if permitted under applicable securities law; and

•	discontinue the PN program after 30 days written notice.

Risks. Asset allocation through the PN program does not guarantee that your contract will increase in value nor will it protect against a decline in value if market prices fall. By investing in a fund of funds, you may be able to reduce the volatility in your contract value, but there is no guarantee that this will happen. For additional information about the risks of investing in a Portfolio Navigator funds of funds, see funds of funds prospectus.

Living benefits requiring participation in the PN program:

•	Accumulation Protector Benefit rider: You cannot terminate the Accumulation Protector Benefit rider. As long as the Accumulation Protector Benefit rider is in effect, your contract value must be invested in one of the PN program investment options. For contracts with applications signed on or after Jan. 26, 2009, you cannot select the Aggressive investment option, or transfer to the Aggressive investment option while the rider is in effect. The Accumulation Protector Benefit rider automatically ends at the end of the waiting period and you then have the option to cancel your participation in the PN program. At all other times, if you do not want to invest in any of the PN program investment options, you must terminate your contract by requesting a full withdrawal. Withdrawal charges and tax penalties may apply. Therefore, you should not select the Accumulation Protector Benefit rider if you do not intend to continue participating in the PN program (as it now exists or as we may modify it in the future) until the end of the waiting period.

•	Guarantor Withdrawal Benefit rider: The Guarantor Withdrawal Benefit rider requires that your contract value be invested in one of the PN program investment options for the life of the contract and because you cannot terminate the Guarantor Withdrawal Benefit rider once you have selected it, you must terminate your contract by requesting a full withdrawal if you do not want to invest in any of the PN program investment options. Withdrawal charges and tax penalties may apply. Therefore, you should not select the Guarantor Withdrawal Benefit rider if you do not intend to continue participating in the PN program (as it now exists or as we may modify it in the future) for the life of the contract.

•	Income Assurer Benefit rider: The Income Assurer Benefit rider requires that your contract value be invested in one of the PN program investment options for the life of the contract. You can terminate the Income Assurer Benefit rider during the 30-day period after the first rider anniversary and at any time after the expiration of the waiting period. At all other times you cannot terminate the Income Assurer Benefit rider once you have selected it and you must terminate your contract by requesting a full withdrawal if you do not want to invest in any of the PN program investment options. Withdrawal charges and tax penalties may apply. Therefore, you should not select the Income Assurer Benefit rider if you do not intend to continue participating in the PN program (as it now exists or as we may modify it in the future) for the life of the contract.

TRANSFERRING AMONG ACCOUNTS
The transfer rights discussed in this section do not apply while the PN program is in effect.

You may transfer contract value from any one subaccount or GPA to another subaccount before annuity payouts begin. Certain restrictions apply to transfers involving the GPAs.

The date your request to transfer will be processed depends on when we receive it:

•	If we receive your transfer request at our corporate office in good order before the close of business, we will process your transfer using the accumulation unit value we calculate on the valuation date we received your transfer request.

•	If we receive your transfer request at our corporate office in good order at or after the close of business, we will process your transfer using the accumulation unit value we calculate on the next valuation date after we received your transfer request.

There is no charge for transfers. Before making a transfer, you should consider the risks involved in changing investments. Transfers out of the GPAs will be subject to an MVA if done more than 30 days before the end of the guarantee period.

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We may suspend or modify transfer privileges at any time.

For information on transfers after annuity payouts begin, see “Transfer policies” below.

Transfer policies

•	Before annuity payouts begin, you may transfer contract values between the subaccounts, or from the subaccounts to the GPAs at any time.

•	You may transfer contract values from a GPA any time after 60 days of transfer or payment allocation to the account. Transfers made more than 30 days before the end of the Guarantee Period will receive an MVA, which may result in a gain or loss of contract value, unless an exception applies (see “The Guarantee Period Accounts (GPAs) — Market Value Adjustment (MVA)”).

•	If you select a variable annuity payout, once annuity payouts begin, you may make transfers once per contract year among the subaccounts and we reserve the right to limit the number of subaccounts in which you may invest.

•	Once annuity payouts begin, you may not make any transfers to or from the GPAs but you may make transfers once per contract year among the subaccounts. During the annuity payout period, we reserve the right to limit the number of subaccounts in which you may invest. When annuity payments begin, you must transfer all contract value out of your GPAs.

Market Timing
Market timing can reduce the value of your investment in the contract. If market timing causes the returns of an underlying fund to suffer, contract value you have allocated to a subaccount that invests in that underlying fund will be lower too. Market timing can cause you, any joint owner of the contract and your beneficiary(ies) under the contract a financial loss.

Funds available as investment options under the contract that invest in securities that trade in overseas securities markets may be at greater risk of loss from market timing, as market timers may seek to take advantage of changes in the values of securities between the close of overseas markets and the close of U.S. markets. Also, the risks of market timing may be greater for underlying funds that invest in securities such as small cap stocks, high yield bonds, or municipal securities, that may be traded infrequently.

We seek to prevent market timing. Market timing is frequent or short-term trading activity. We do not accommodate short-term trading activities. Do not buy a contract if you wish to use short-term trading strategies to manage your investment. The market timing policies and procedures described below apply to transfers among the subaccounts within the contract. The underlying funds in which the subaccounts invest have their own market timing policies and procedures. The market timing policies of the underlying funds may be more restrictive than the market timing policies and procedures we apply to transfers among the subaccounts of the contract, and may include redemption fees. We reserve the right to modify our market timing policies and procedures at any time without prior notice to you.

Market timing may hurt the performance of an underlying fund in which a subaccount invests in several ways, including but not necessarily limited to:

•	diluting the value of an investment in an underlying fund in which a subaccount invests;

•	increasing the transaction costs and expenses of an underlying fund in which a subaccount invests; and,

•	preventing the investment adviser(s) of an underlying fund in which a subaccount invests from fully investing the assets of the fund in accordance with the fund’s investment objectives.

In order to help protect you and the underlying funds from the potentially harmful effects of market timing activity, we apply the following market timing policy to discourage frequent transfers of contract value among the subaccounts of the variable account:

We try to distinguish market timing from transfers that we believe are not harmful, such as periodic rebalancing for purposes of an asset allocation, dollar-cost averaging and asset rebalancing program that may be described in this prospectus. There is no set number of transfers that constitutes market timing. Even one transfer in related accounts may be market timing. We seek to restrict the transfer privileges of a contract owner who makes more than three subaccount transfers in any 90 day period. We also reserve the right to refuse any transfer request, if, in our sole judgment, the dollar amount of the transfer request would adversely affect unit values.

If we determine, in our sole judgment, that your transfer activity constitutes market timing, we may modify, restrict or suspend your transfer privileges to the extent permitted by applicable law, which may vary based on the state law that applies to your contract and the terms of your contract. These restrictions or modifications may include, but not be limited to:

•	requiring transfer requests to be submitted only by first-class U.S. mail;

•	not accepting hand-delivered transfer requests or requests made by overnight mail;

•	not accepting telephone or electronic transfer requests;

 36  EVERGREEN PATHWAYS SELECT VARIABLE ANNUITY — PROSPECTUS

•	requiring a minimum time period between each transfer;

•	not accepting transfer requests of an agent acting under power of attorney;

•	limiting the dollar amount that you may transfer at any one time;

•	suspending the transfer privilege; or

•	modifying instructions under an automated transfer program to exclude a restricted fund if you do not provide new instructions.

Subject to applicable state law and the terms of each contract, we will apply the policy described above to all contract owners uniformly in all cases. We will notify you in writing after we impose any modification, restriction or suspension of your transfer rights.

We cannot guarantee that we will be able to identify and restrict all market timing activity. Because we exercise discretion in applying the restrictions described above, we cannot guarantee that we will be able to restrict all market timing activity. In addition, state law and the terms of some contracts may prevent us from stopping certain market timing activity. Market timing activity that we are unable to identify and/or restrict may impact the performance of the underlying funds and may result in lower contract values.

In addition to the market timing policy described above, which applies to transfers among the subaccounts within your contract, you should carefully review the market timing policies and procedures of the underlying funds. The market timing policies and procedures of the underlying funds may be materially different than those we impose on transfers among the subaccounts within your contract and may include mandatory redemption fees as well as other measures to discourage frequent transfers. As an intermediary for the underlying funds, we are required to assist them in applying their market timing policies and procedures to transactions involving the purchase and exchange of fund shares. This assistance may include, but not be limited to, providing the underlying fund upon request with your Social Security Number, Taxpayer Identification Number or other United States government-issued identifier, and the details of your contract transactions involving the underlying fund. An underlying fund, in its sole discretion, may instruct us at any time to prohibit you from making further transfers of contract value to or from the underlying fund, and we must follow this instruction. We reserve the right to administer and collect on behalf of an underlying fund any redemption fee imposed by an underlying fund. Market timing policies and procedures adopted by underlying funds may affect your investment in the contract in several ways, including but not limited to:

•	Each fund may restrict or refuse trading activity that the fund determines, in its sole discretion, represents market timing.

•	Even if we determine that your transfer activity does not constitute market timing under the market timing policies described above which we apply to transfers you make under the contract, it is possible that the underlying fund’s market timing policies and procedures, including instructions we receive from a fund may require us to reject your transfer request. For example, while we disregard transfers permitted under any asset allocation, dollar-cost averaging and asset rebalancing programs that may be described in this prospectus, we cannot guarantee that an underlying fund’s market timing policies and procedures will do so. Orders we place to purchase fund shares for the variable account are subject to acceptance by the fund. We reserve the right to reject without prior notice to you any transfer request if the fund does not accept our order.

•	Each underlying fund is responsible for its own market timing policies, and we cannot guarantee that we will be able to implement specific market timing policies and procedures that a fund has adopted. As a result, a fund’s returns might be adversely affected, and a fund might terminate our right to offer its shares through the variable account.

•	Funds that are available as investment options under the contract may also be offered to other intermediaries who are eligible to purchase and hold shares of the fund, including without limitation, separate accounts of other insurance companies and certain retirement plans. Even if we are able to implement a fund’s market timing policies, we cannot guarantee that other intermediaries purchasing that same fund’s shares will do so, and the returns of that fund could be adversely affected as a result.

For more information about the market timing policies and procedures of an underlying fund, the risks that market timing pose to that fund, and to determine whether an underlying fund has adopted a redemption fee, see that fund’s prospectus.

HOW TO REQUEST A TRANSFER OR WITHDRAWAL

 1 By letter

Send your name, contract number, Social Security Number or Taxpayer Identification Number* and signed request for a transfer or withdrawal to our corporate office:

EVERGREEN PATHWAYS SELECT VARIABLE ANNUITY — PROSPECTUS 37

RiverSource Life Insurance Company
829 Ameriprise Financial Center
Minneapolis, MN 55474

Minimum amount
Transfers or withdrawals:  $500 or entire account balance

Maximum amount
Transfers or withdrawals:  Contract value or entire account balance

*	Failure to provide a Social Security Number or Taxpayer Identification Number may result in mandatory tax withholding on the taxable portion of the distribution.

 2 By automated transfers and automated partial withdrawals

Your investment professional can help you set up automated transfers or partial withdrawals among your subaccounts or GPAs.

You can start or stop this service by written request or other method acceptable to us.

You must allow 30 days for us to change any instructions that are currently in place.

•	Automated withdrawals may be restricted by applicable law under some contracts.

•	You may not make additional purchase payments if automated partial withdrawals are in effect.

•	If the PN program is in effect, you are not allowed to set up automated transfers (see “Making the Most of Your Contract — Portfolio Navigator Program”).

•	Automated partial withdrawals may result in income taxes and penalties on all or part of the amount withdrawn.

Minimum amount

Transfers or withdrawals:	$100 monthly
$250 quarterly, semiannually or annually

 3 By phone

Call:
1-800-333-3437

Minimum amount
Transfers or withdrawals:  $500 or entire account balance

Maximum amount
Transfers:                           Contract value or entire account balance
Withdrawals:                      $25,000

We answer telephone requests promptly, but you may experience delays when the call volume is unusually high. If you are unable to get through, use the mail procedure as an alternative.

We will honor any telephone transfer or withdrawal requests that we believe are authentic and we will use reasonable procedures to confirm that they are. This includes asking identifying questions and recording calls. We will not allow a telephone withdrawal within 30 days of a phoned-in address change. As long as we follow the procedures, we (and our affiliates) will not be liable for any loss resulting from fraudulent requests.

Telephone transfers and withdrawals are automatically available. You may request that telephone transfers and withdrawals not be authorized from your account by writing to us.

Withdrawals

You may withdraw all or part of your contract at any time before the retirement date by sending us a written request or calling us. If we receive your withdrawal request at our corporate office before the close of business, we will process your withdrawal using the accumulation unit value we calculate on the valuation date we received your withdrawal request. If we receive your withdrawal request at our corporate office at or after the close of business, we will process your withdrawal using the accumulation unit value we calculate on the next valuation date after we received your withdrawal request. We may ask you to return the contract. You may have to pay a contract administrative charge, withdrawal charges, or any applicable optional rider charges (see “Charges”) and federal income taxes and penalties. State and local income taxes may also apply (see “Taxes”). You cannot make withdrawals after annuity payouts begin except under Annuity Payout Plan E. (See “The Annuity Payout Period — Annuity Payout Plans.”)

 38  EVERGREEN PATHWAYS SELECT VARIABLE ANNUITY — PROSPECTUS

Any partial withdrawals you take under the contract will reduce your contract value. As a result, the value of your death benefit or any optional benefits you have elected will also be reduced. If you have elected the Guarantor Withdrawal Benefit rider and your partial withdrawals in any contract year exceed the permitted withdrawal amount under the terms of the Guarantor Withdrawal Benefit rider, your benefits under the rider may be reduced (see “Optional Benefits”). Any partial withdrawal request that exceeds the amount allowed under the riders and impacts the guarantees provided, will not be considered in good order until we receive a signed Benefit Impact Acknowledgement form showing the projected effect of the withdrawal on the rider benefits or a verbal acknowledgement that you understand and accept the impacts that have been explained to you.

In addition, withdrawals you are required to take to satisfy RMDs under the Code may reduce the value of certain death benefits and optional benefits (see “Taxes — Qualified Annuities — Required Minimum Distributions”).

WITHDRAWAL POLICIES
If you have a balance in more than one account and you request a partial withdrawal, we will automatically withdraw from all your subaccounts and GPAs in the same proportion as your value in each account correlates to your total contract value, unless requested otherwise. After executing a partial withdrawal, the value in each subaccount and GPA must be either zero or at least $50.

RECEIVING PAYMENT
By regular or express mail:

•	payable to owner;

•	mailed to address of record.

NOTE: We will charge you a fee if you request express mail delivery.

Normally, we will send the payment within seven days after receiving your request in good order. However, we may postpone the payment if:

–	the withdrawal amount includes a purchase payment check that has not cleared;

–	the NYSE is closed, except for normal holiday and weekend closings;

–	trading on the NYSE is restricted, according to SEC rules;

–	an emergency, as defined by SEC rules, makes it impractical to sell securities or value the net assets of the accounts; or

–	the SEC permits us to delay payment for the protection of security holders.

TSA — Special Provisions

PARTICIPANTS IN TAX-SHELTERED ANNUITIES
If the contract is intended to be used in connection with an employer sponsored 403(b) plan, additional rules relating to this contract can be found in the annuity endorsement for tax sheltered 403(b) annuities. Unless we have made special arrangements with your employer, the contract is not intended for use in connection with an employer sponsored 403(b) plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). In the event that the employer either by affirmative election or inadvertent action causes contributions under a plan that is subject to ERISA to be made to this contract, we will not be responsible for any obligations and requirements under ERISA and the regulations thereunder, unless we have prior written agreement with the employer. You should consult with your employer to determine whether your 403(b) plan is subject to ERISA.

In the event we have a written agreement with your employer to administer the plan pursuant to ERISA, special rules apply as set forth in the TSA endorsement.

The employer must comply with certain nondiscrimination requirements for certain types of contributions under a TSA contract to be excluded from taxable income. You should consult your employer to determine whether the nondiscrimination rules apply to you.

The Code imposes certain restrictions on your right to receive early distributions from a TSA:

•	Distributions attributable to salary reduction contributions (plus earnings) made after Dec. 31, 1988, or to transfers or rollovers from other contracts, may be made from the TSA only if:

–	you are at least age 59 1/2;

–	you are disabled as defined in the Code;

–	you severed employment with the employer who purchased the contract;

–	the distribution is because of your death;

EVERGREEN PATHWAYS SELECT VARIABLE ANNUITY — PROSPECTUS 39

–	the distribution is due to plan termination; or

–	you are a military reservist.

•	If you encounter a financial hardship (as provided by the Code), you may be eligible to receive a distribution of all contract values attributable to salary reduction contributions made after Dec. 31, 1988, but not the earnings on them.

•	Even though a distribution may be permitted under the above rules, it may be subject to IRS taxes and penalties (see “Taxes”)

•	The above restrictions on distributions do not affect the availability of the amount credited to the contract as of Dec. 31, 1988. The restrictions also do not apply to transfers or exchanges of contract value within the contract, or to another registered variable annuity contract or investment vehicle available through the employer.

Changing Ownership

You may change ownership of your nonqualified annuity at any time by completing a change of ownership form we approve and sending it to our office. The change will become binding on us when we receive and record it. We will honor any change of ownership request received in good order that we believe is authentic and we will use reasonable procedures to confirm authenticity. If we follow these procedures, we will not take any responsibility for the validity of the change.

If you have a nonqualified annuity, you may incur income tax liability by transferring, assigning or pledging any part of it. (See “Taxes.”)

If you have a qualified annuity, you may not sell, assign, transfer, discount or pledge your contract as collateral for a loan, or as security for the performance of an obligation or for any other purpose except as required or permitted by the Code. However, if the owner is a trust or custodian, or an employer acting in a similar capacity, ownership of the contract may be transferred to the annuitant.

Please consider carefully whether or not you wish to change ownership of your annuity contract. If you elected any optional contract features or riders, the new owner and annuitant will be subject to all limitations and/or restrictions of those features or riders just as if they were purchasing a new contract. If you have an Income Assurer Benefit and/or Benefit Protector Plus rider, the rider will terminate upon transfer of ownership of the annuity contract. The Accumulation Protector Benefit, and the Guarantor Withdrawal Benefit riders will continue upon transfer of ownership of your annuity contract. Continuance of the Benefit Protector is optional. (See “Optional Benefits.”)

Benefits in Case of Death

There are four death benefit options under your contract if you die before the retirement start date while this contract is in force. You must select one of the following death benefits:

•	ROP Death Benefit;

•	MAV Death Benefit;

•	5% Accumulation Death Benefit;

•	Enhanced Death Benefit

If it is available in your state and if both you and the annuitant are 79 or younger at contract issue, you can elect any one of the above death benefits. If either you or the annuitant are 80 or older at contract issue, the ROP Death Benefit will apply. Once you elect a death benefit, you cannot change it. We show the death benefit that applies in your contract on your contract’s data page. The death benefit you select determines the mortality and expense risk fee that is assessed against the subaccounts. (See “Charges — Mortality and Expense Risk Fee.”)

Under each option, we will pay the death benefit to your beneficiary upon the earlier of your death or the annuitant’s death. We will base the benefit paid on the death benefit coverage you chose when you purchased the contract. If a contract has more than one person as the owner, we will pay benefits upon the first to die of any owner or the annuitant.

Here are some terms that are used to describe the death benefits:

Adjusted partial withdrawals (calculated for ROP and MAV Death Benefits)	=	PW × DB CV
PW = the amount by which the contract value is reduced as a result of the partial withdrawal.

DB  = the death benefit on the date of (but prior to) the partial withdrawal

CV  = contract value on the date of (but prior to) the partial withdrawal

 40  EVERGREEN PATHWAYS SELECT VARIABLE ANNUITY — PROSPECTUS

Maximum Anniversary Value (MAV): is zero prior to the first contract anniversary after the effective date of the rider. On the first contract anniversary after the effective date of the rider, we set the MAV as the greater of these two values:

(a) current contract value; or

(b) total purchase payments applied to the contract minus adjusted partial withdrawals.

Thereafter, we increase the MAV by any additional purchase payments and reduce the MAV by adjusted partial withdrawals. Every contract anniversary after that prior to the earlier of your or the annuitant’s 81st birthday, we compare the MAV to the current contract value and we reset the MAV to the higher amount.

5% Variable Account floor: This is the sum of the value of your GPAs and the variable account floor. There is no variable account floor prior to the first contract anniversary. On the first contract anniversary, we establish the variable account floor as:

•	the amounts allocated to the subaccounts at issue increased by 5%;

•	plus any subsequent amounts allocated to the subaccounts;

•	minus adjusted transfers and partial withdrawals from the subaccounts.

Thereafter, we continue to add subsequent purchase payments allocated to the subaccounts and subtract adjusted transfers and partial withdrawals from the subaccounts. On each contract anniversary after the first, through age 80, we add an amount to the variable account floor equal to 5% of the prior anniversary’s variable account floor. We stop adding this amount after you or the annuitant reach age 81.

5% variable account floor adjusted transfers or adjusted partial withdrawals	=	PWT × VAF SV

PWT	=	the amount by which the contract value in the subaccounts is reduced as a result of the partial withdrawal or transfer from the subaccounts.
VAF	=	variable account floor on the date of (but prior to) the transfer or partial withdrawal.
SV	=	value of the subaccounts on the date of (but prior to) the transfer of partial withdrawal.

The amount of purchase payments withdrawn or transferred from any subaccount or fixed account (if applicable) or GPA account is calculated as (a) times (b) where:

(a)	is the amount of purchase payments in the account or subaccount on the date of but prior to the current withdrawal or transfer; and

(b)	is the ratio of the amount of contract value transferred or withdrawn from the account or subaccount to the value in the account or subaccount on the date of (but prior to) the current withdrawal or transfer.

For contracts issued in New Jersey, the cap on the variable account floor is 200% of the sum of the purchase payments allocated to the subaccounts that have not been withdrawn or transferred out of the subaccounts.

NOTE: The 5% variable account floor is calculated differently and is not the same value as the Income Assurer Benefit 5% variable account floor.

RETURN OF PURCHASE PAYMENTS (ROP) DEATH BENEFIT

The ROP Death Benefit is the basic death benefit on the contract that will pay your beneficiaries no less than your purchase payments, adjusted for withdrawals. If you or the annuitant die before annuity payouts begin and while this contract is in force, the death benefit will be the greater of these two values, minus any applicable rider charges:

1.	contract value; or

2.	total purchase payments applied to the contract minus adjusted partial withdrawals.

The ROP Death Benefit will apply unless you select one of the alternative death benefits described immediately below.

If available in your state and both you and the annuitant are age 79 or younger at contract issue, you may select one of the death benefits described below at the time you purchase your contract. The death benefits do not provide any additional benefit before the first contract anniversary and may not be appropriate for issue ages 75 to 79 because the benefit values may be limited after age 81. Be sure to discuss with your investment professional whether or not these death benefits are appropriate for your situation.

MAXIMUM ANNIVERSARY VALUE (MAV) DEATH BENEFIT

The MAV Death Benefit provides that if you or the annuitant die while the contract is in force and before annuity payouts begin, the death benefit will be the greatest of these three values, minus any applicable rider charges:

1.	contract value;

EVERGREEN PATHWAYS SELECT VARIABLE ANNUITY — PROSPECTUS 41

2.	total purchase payments applied to the contract minus adjusted partial withdrawals; or

3.	the MAV on the date of death.

5% ACCUMULATION DEATH BENEFIT

The 5% Accumulation Death Benefit provides that if you or the annuitant die while the contract is in force and before annuity payouts begin, the death benefit will be the greatest of these three values, minus any applicable rider charges:

1.	contract value;

2.	total purchase payments applied to the contract minus adjusted partial withdrawals; or

3.	the 5% variable account floor.

ENHANCED DEATH BENEFIT

The Enhanced Death Benefit provides that if you or the annuitant die while the contract is in force and before annuity payouts begin, the death benefit will be the greatest of these four values, minus any applicable rider charges:

1.	contract value;

2.	total purchase payments applied to the contract minus adjusted partial withdrawals;

3.	the MAV on the date of death; or

4.	the 5% variable account floor.

For an example of how each death benefit is calculated, see Appendix D.

IF YOU DIE BEFORE YOUR RETIREMENT DATE
When paying the beneficiary, we will process the death claim on the valuation date our death claim requirements are fulfilled. We will determine the contract’s value using the accumulation unit value we calculate on that valuation date. We pay interest, if any, at a rate no less than required by law. We will mail payment to the beneficiary within seven days after our death claim requirements are fulfilled.

Nonqualified annuities
If your spouse is sole beneficiary and you die before the retirement date, your spouse may keep the contract as owner with the contract value equal to the death benefit that would otherwise have been paid. To do this your spouse must give us written instructions to continue the contract as owner. There will be no withdrawal charges on the contract Option L from that point forward unless additional purchase payments are made. If you elected any optional contract features or riders, your spouse and the new annuitant (if applicable) will be subject to all limitations and/or restrictions of those features or riders just as if they were purchasing a new contract. The Income Assurer Benefit and Benefit Protector Plus riders, if selected, will terminate. The Accumulation Protector Benefit and Guarantor Withdrawal Benefit riders, if selected, will continue. Continuance of the Benefit Protector rider is optional. (See “Optional Benefits.”)

If your beneficiary is not your spouse, we will pay the beneficiary in a single sum unless you give us other written instructions. Generally, we must fully distribute the death benefit within five years of your death. However, the beneficiary may receive payouts under any annuity payout plan available under this contract if:

•	the beneficiary asks us in writing within 60 days after the day on which all documents have been received that prove your death has occurred; and

•	payouts begin no later than one year after your death, or other date as permitted by the IRS; and

•	the payout period does not extend beyond the beneficiary’s life or life expectancy.

Qualified annuities

•	Spouse beneficiary: If you have not elected an annuity payout plan, and if your spouse is the sole beneficiary, your spouse may either elect to treat the contract as his/her own, so long as he or she is eligible to do so, or elect an annuity payout plan or another plan agreed to by us. If your spouse elects a payout option, the payouts must begin no later than the year in which you would have reached age 70 1/2. If you attained age 70 1/2 at the time of death, payouts must begin no later than Dec. 31 of the year following the year of your death.

Your spouse may elect to assume ownership of the contract at any time before annuity payouts begin. If your spouse elects to assume ownership of the contract, the contract value will be equal to the death benefit that would otherwise have been paid. There will be no withdrawal charges on the contract from that point forward unless additional purchase payments are made. If you elected any optional contract features or riders, your spouse and the new annuitant (if applicable) will be subject to all limitations and/or restrictions of those features or riders just as if they were purchasing a new contract. The

 42  EVERGREEN PATHWAYS SELECT VARIABLE ANNUITY — PROSPECTUS

Income Assurer Benefit and the Benefit Protector Plus riders, if selected, will terminate. The Accumulation Protector Benefit rider and Guarantor Withdrawal Benefit riders, if selected, will continue. Continuance of the Benefit Protector is optional. (See “Optional Benefits.”)

•	Non-spouse beneficiary: If you have not elected an annuity payout plan, and if death occurs prior to the year you would have attained age 70 1/2, the beneficiary may elect to receive payouts from the contract over a five year period. If your beneficiary does not elect a five year payout or if your death occurs after attaining age 70 1/2, we will pay the beneficiary in a single sum unless the beneficiary elects to receive payouts under any payout plan available under this contract if:

•	the beneficiary asks us in writing within 60 days after the day on which all documents have been received that prove your death has occurred; and

•	payouts begin no later than one year following the year of your death; and

•	the payout period does not extend beyond the beneficiary’s life or life expectancy.

If a beneficiary elects an alternative payment plan which is an inherited IRA, all optional death benefits and living benefits will terminate. In the event of your beneficiary’s death, their beneficiary can elect to take a lump sum payment or to continue the alternative payment plan following the schedule of minimum withdrawals established based on the life expectancy of your beneficiary.

•	Annuity payout plan: If you elect an annuity payout plan which guarantees payouts to a beneficiary after your death, the payouts to your beneficiary will continue pursuant to the annuity payout plan you elect.

Optional Benefits

The assets held in our general account support the guarantees under your contract, including optional death benefits and optional living benefits. To the extent that we are required to pay you amounts in addition to your contract value under these benefits, such amounts will come from our general account assets. You should be aware that our general account is exposed to the risks normally associated with a portfolio of fixed-income securities, including interest rate, option, liquidity and credit risk. You should also be aware that we issue other types of insurance and financial products as well, and we also pay our obligations under these products from assets in our general account. Our general account is not segregated or insulated from the claims of our creditors. The financial statements contained in the SAI include a further discussion of the risks inherent within the investments of the general account.

ACCUMULATION PROTECTOR BENEFIT RIDER
The Accumulation Protector Benefit rider is an optional benefit that you may select for an additional charge. The Accumulation Protector Benefit rider may provide a guaranteed contract value at the end of the specified waiting period on the benefit date, but not until then, under the following circumstances:

On the benefit date, if:	Then your Accumulation Protector Benefit rider benefit is:
The Minimum Contract Accumulation Value (defined below) as determined under the Accumulation Protector Benefit rider is greater than your contract value,	The contract value is increased on the benefit date to equal the Minimum Contract Accumulation Value as determined under the Accumulation Protector Benefit rider on the benefit date.
The contract value is equal to or greater than the Minimum Contract Accumulation Value as determined under the Accumulation Protector Benefit rider,	Zero; in this case, the Accumulation Protector Benefit rider ends without value and no benefit is payable.

If the contract value falls to zero as the result of adverse market performance or the deduction of fees and/or charges at any time during the waiting period and before the benefit date, the contract and all riders, including the Accumulation Protector Benefit rider will terminate without value and no benefits will be paid. Exception: If you are still living on the benefit date, we will pay you an amount equal to the Minimum Contract Accumulation Value as determined under the Accumulation Protector Benefit rider on the valuation date your contract value reached zero.

If this rider is available in your state, you may elect the Accumulation Protector Benefit rider at the time you purchase your contract and the rider effective date will be the contract issue date. The Accumulation Protector Benefit rider may not be terminated once you have elected it, except as described in the “Terminating the Rider” section below. An additional charge for the Accumulation Protector Benefit rider will be assessed annually during the waiting period. The rider ends when the waiting period expires and no further benefit will be payable and no further fees for the rider will be deducted.
After the waiting period, you have the following options:

•	Continue your contract;

•	Take partial withdrawals or make a full withdrawal; or

EVERGREEN PATHWAYS SELECT VARIABLE ANNUITY — PROSPECTUS 43

•	Annuitize your contract.

The Accumulation Protector Benefit rider may not be purchased with the optional Guarantor Withdrawal Benefit rider or any Income Assurer Benefit rider.

The Accumulation Protector Benefit may not be available in all states.

You should consider whether a Accumulation Protector Benefit rider is appropriate for you because:

•	you must participate in the PN program and you must be invested in one of the available investment options. This requirement limits your choice of investments. This means you will not be able to allocate contract value to all of the subaccounts and GPAs that are available under the contract to contract owners who do not elect this rider. (See “Making the Most of Your Contract — Asset Allocation Program” and “Portfolio Navigator Program”);

•	you may not make additional purchase payments to your contract during the waiting period after the first 180 days immediately following the effective date of the Accumulation Protector Benefit rider;

•	if you purchase this annuity as a qualified annuity, for example, an IRA, you may need to take partial withdrawals from your contract to satisfy the minimum distribution requirements of the Code (see “Taxes — Qualified Annuities — Required Minimum Distributions”). Partial withdrawals, including those you take to satisfy RMDs, will reduce any potential benefit that the Accumulation Protector Benefit rider provides. You should consult your tax advisor if you have any questions about the use of this rider in your tax situation;

•	if you think you may withdraw all of your contract value before you have held your contract with this benefit rider attached for 10 years, or you are considering selecting an annuity payout option within 10 years of the effective date of your contract, you should consider whether this optional benefit is right for you. You must hold the contract a minimum of 10 years from the effective date of the Accumulation Protector Benefit rider, which is the length of the waiting period under the Accumulation Protector Benefit rider, in order to receive the benefit, if any, provided by the Accumulation Protector Benefit rider. In some cases, as described below, you may need to hold the contract longer than 10 years in order to qualify for any benefit the Accumulation Protector Benefit rider may provide;

•	the 10 year waiting period under the Accumulation Protector Benefit rider will restart if you exercise the Elective Step Up Option (described below) or your surviving spouse exercises the spousal continuation Elective Step Up (described below); and

•	the 10 year waiting period under the Accumulation Protector Benefit rider may be restarted if you elect to change your PN program investment option to one that causes the Accumulation Protector Benefit rider charge to increase (see “Charges”).

Be sure to discuss with your investment professional whether a Accumulation Protector Benefit rider is appropriate for your situation.

Here are some general terms that are used to describe the operation of the Accumulation Protector Benefit:

Benefit Date: This is the first valuation date immediately following the expiration of the waiting period.

Minimum Contract Accumulation Value (MCAV): An amount calculated under the Accumulation Protector Benefit rider. The contract value will be increased to equal the MCAV on the benefit date if the contract value on the benefit date is less than the MCAV on the benefit date.

Adjustments for Partial Withdrawals: The adjustment made for each partial withdrawal from the contract is equal to the amount derived from multiplying (a) and (b) where:

(a)	is 1 minus the ratio of the contract value on the date of (but immediately after) the partial withdrawal to the contract value on the date of (but immediately prior to) the partial withdrawal; and

(b)	is the MCAV on the date of (but immediately prior to) the partial withdrawal.

Waiting Period: The waiting period for the rider is 10 years.

We reserve the right to restart the waiting period on the latest contract anniversary if you change your PN program investment option (or change from a PN program model portfolio to a fund of funds) after we have exercised our rights to increase the rider charge for new contract owners, or if you change your asset allocation investment option after we have exercised our rights to charge a separate charge for each model.

Your initial MCAV is equal to your initial purchase payment. It is increased by the amount of any subsequent purchase payments received within the first 180 days that the rider is effective. It is reduced by adjustments for any partial withdrawals made during the waiting period.

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Automatic Step Up
On each contract anniversary after the effective date of the rider, the MCAV will be set to the greater of:

1. 80% of the contract value on the contract anniversary; or

2. the MCAV immediately prior to the automatic step up.

The automatic step up does not create contract value, guarantee the performance of any investment option, or provide a benefit that can be withdrawn or paid upon death. Rather, the automatic step up is an interim calculation used to arrive at the final MCAV, which is used to determine whether a benefit will be paid under the rider on the benefit date.

The automatic step up of the MCAV does not restart the waiting period or increase the charge (although the total fee for the rider may increase).

Elective Step Up Option
Within thirty days following each contract anniversary after the rider effective date, but prior to the benefit date, you may notify us in writing that you wish to exercise the annual elective step up option. You may exercise this elective step up option only once per contract year during this 30 day period. If your contract value on the valuation date we receive your written request to step up is greater than the MCAV on that date, your MCAV will increase to 100% of that contract value.

We may increase the fee for your rider (see “Charges — Accumulation Protector Benefit Rider Charge”). The revised fee would apply to your rider if you exercise the annual elective step up, your MCAV is increased as a result, and the revised fee is higher than your annual rider fee before the elective step up. Elective step ups will also result in a restart of the waiting period as of the most recent contract anniversary.

The elective step up does not create contract value, guarantee the performance of any investment option, or provide a benefit that can be withdrawn or paid upon death. Rather, the elective step up is an interim calculation used to arrive at the final MCAV, which is used to determine whether a benefit will be paid under the rider on the benefit date.

The elective step up option is not available to non-spouse beneficiaries that continue the contract during the waiting period.

Spousal Continuation
If a spouse chooses to continue the contract under the spousal continuation provision, the rider will continue as part of the contract. Once, within the thirty days following the date of spousal continuation, the spouse may choose to exercise an elective step up. The spousal continuation elective step up is in addition to the annual elective step up. If the contract value on the valuation date we receive the written request to exercise this option is greater than the MCAV on that date, we will increase the MCAV to that contract value. If the MCAV is increased as a result of the elective step up and we have increased the charge for the Accumulation Protector Benefit rider, the spouse will pay the charge that is in effect on the valuation date we receive their written request to step up. In addition, the waiting period will restart as of the most recent contract anniversary.

Terminating the Rider
The rider will terminate under the following conditions:

The rider will terminate before the benefit date without paying a benefit on the date:

•	you take a full withdrawal; or

•	annuitization begins; or

•	the contract terminates as a result of the death benefit being paid.

The rider will terminate on the benefit date.

For an example, see Appendix E.

GUARANTOR WITHDRAWAL BENEFIT RIDER
The Guarantor Withdrawal Benefit rider is an optional benefit that you may select for an additional annual charge if:

•	your contract application was signed on or after April 29, 2005(1),(2);

•	you and the annuitant are 79 or younger on the date the contract is issued.

You must elect the Guarantor Withdrawal Benefit rider when you purchase your contract (original rider). This benefit may not be available in your state. The original rider you receive at contract issue offers an elective annual step-up and any withdrawal after a step up during the first three years is considered an excess withdrawal, as described below. The rider effective date of the original rider is the contract issue date.

(1)	The Guarantor Withdrawal Benefit rider is not available under an inherited qualified annuity.
(2)	In previous disclosures, we have referred to this rider as Rider A. We also offered an earlier version of this rider, previously referred to as Rider B. See Appendix F for information regarding Rider B which is no longer offered. See the rider attached to your contract for the actual terms of the benefit you purchased.

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We will offer you the option of replacing the original rider with a new Guarantor Withdrawal Benefit (enhanced rider), if available in your state. The enhanced rider offers an automatic annual step-up and a withdrawal after a step up during the first three years is not necessarily an excess withdrawal, as described below. The effective date of the enhanced rider will be the contract issue date except for the automatic step-up which will apply to contract anniversaries that occur after you accept the enhanced rider. The descriptions below apply to both the original and enhanced riders unless otherwise noted.

The Guarantor Withdrawal Benefit initially provides a guaranteed minimum withdrawal benefit that gives you the right to take limited partial withdrawals in each contract year that over time will total an amount equal to your purchase payments. Certain withdrawals and step ups, as described below, can cause the initial guaranteed withdrawal benefit to change. The guarantee remains in effect if your partial withdrawals in a contract year do not exceed the allowed amount. As long as your withdrawals in each contract year do not exceed the allowed amount, you will not be assessed a withdrawal charge. Under the original rider, the allowed amount is the Guaranteed Benefit Payment (GBP — the amount you may withdraw under the terms of the rider in each contract year, subject to certain restrictions prior to the third contract anniversary, as described below). Under the enhanced rider, the allowed amount is equal to 7% of purchase payments for the first three years, and the GBP in all other years.

If you withdraw an amount greater than the allowed amount in a contract year, we call this an “excess withdrawal” under the rider. If you make an excess withdrawal under the rider:

•	withdrawal charges, if applicable, will apply only to the amount of the withdrawal that exceeds the allowed amount;

•	the guaranteed benefit amount will be adjusted as described below; and

•	the remaining benefit amount will be adjusted as described below.

For a partial withdrawal that is subject to a withdrawal charge, the amount we actually deduct from your contract value will be the amount you request plus any applicable withdrawal charge (see “Charges — Withdrawal Charge”). Market value adjustments, if applicable, will also be made (see “Guarantee Period Accounts (GPAs) — Market Value Adjustment”). We pay you the amount you request. Any partial withdrawals you take under the contract will reduce the value of the death benefits (see “Benefits in Case of Death”). Upon full withdrawal of the contract, you will receive the remaining contract value less any applicable charges (see “Withdrawals”).

Once elected, the Guarantor Withdrawal Benefit rider may not be cancelled and the fee will continue to be deducted until the contract is terminated, the contract value reduces to zero (described below) or annuity payouts begin. If you select the Guarantor Withdrawal Benefit rider, you may not select an Income Assurer Benefit rider or the Accumulation Protector Benefit rider. If you exercise the annual step up election (see “Elective Step Up” and “Annual Step Up” below), the special spousal continuation step up election (see “Spousal Continuation and Special Spousal Continuation Step Up” below) or change your PN program model portfolio or investment option, the rider charge may change (see “Charges”).

You should consider whether the Guarantor Withdrawal Benefit is appropriate for you because:

•	Use of Portfolio Navigator Program Required: If you selected this Guarantor Withdrawal Benefit rider before May 1, 2006, you must participate in the asset allocation program (see “Making the Most of Your Contract — Asset Allocation Program”). The Portfolio Navigator program and the asset allocation program limit your choice of investments. This means you will not be able to allocate contract value to all of the subaccounts or GPAs that are available under the contract to contract owners who do not elect this rider.

•	Tax Considerations for Non-Qualified Annuities: Withdrawals are taxable income to the extent of earnings. Withdrawals of earnings before age 59 1/2 may incur a 10% IRS early withdrawal penalty.

•	Tax Considerations for Qualified Annuities: Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract (see “Taxes — Qualified Annuities — Required Minimum Distributions”). If you have a qualified annuity, you may need to take an RMD. If you make a withdrawal in any contract year to satisfy an RMD, this may constitute an excess withdrawal, as defined below, and the excess withdrawal procedures described below will apply. Under the terms of the enhanced rider, we allow you to satisfy the RMD based on the life expectancy RMD for your contract and the requirements of the Code and regulations in effect when you purchase your contract, without the withdrawal being treated as an excess withdrawal. It is our current administrative practice to make the same accommodation under the original rider, however, we reserve the right to discontinue our administrative practice and will give you 30 days’ written notice of any such change. See Appendix H for additional information. RMD rules follow the calendar year which most likely does not coincide with your contract year and therefore may limit when you can take your RMD and not be subject to excess withdrawal processing. You should consult your tax advisor before you select this optional rider if you have any questions about the use of this rider in your tax situation.

•	Limitations on TSAs: Your right to take withdrawals is restricted if your contract is a TSA (see “TSA — Special Provisions”). Therefore, the Guarantor Withdrawal Benefit rider may be of limited value to you. You should consult your tax advisor before you select this optional rider if you have any questions about the use of this rider in your tax situation.

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•	Limitations on Purchase Payments: We reserve the right to limit the cumulative amount of purchase payments. For current limitations, see “Buying Your Contract — Purchase Payments.”

•	Interaction with the Total Free Amount (TFA) contract provision: The TFA is the amount you are allowed to withdraw in each contract year without incurring a withdrawal charge (see “Charges — Withdrawal Charge”). The TFA may be greater than GBP under this rider. Any amount you withdraw in a contract year under the contract’s TFA provision that exceeds the GBP is subject to the excess withdrawal procedures for the GBA and RBA described below.

The terms “Guaranteed Benefit Amount” and “Remaining Benefit Amount” are described below. Each is used in the operation of the GBP, the RBP, the elective step up, the annual step up, the special spousal continuation step up and the Guarantor Withdrawal Benefit annuity payout option.

Guaranteed Benefit Amount
The Guaranteed Benefit Amount (GBA) is equal to the initial purchase payment, adjusted for subsequent purchase payments, partial withdrawals in excess of the GBP, and step ups. The maximum GBA is $5,000,000.

The GBA is determined at the following times:

•	At contract issue — the GBA is equal to the initial purchase payment;

•	When you make additional purchase payments — each additional purchase payment plus any purchase payment credit has its own GBA equal to the amount of the purchase payment. The total GBA when an additional purchase payment is added is the sum of the individual GBAs immediately prior to the receipt of the additional purchase payment, plus the GBA associated with the additional purchase payment;

•	At step up — (see “Elective Step Up” and “Annual Step Up” headings below).

•	When you make a partial withdrawal:

a)	and all of your withdrawals in the current contract year, including the current withdrawal, are less than or equal to the GBP — the GBA remains unchanged. If the partial withdrawal is taken during the first three years, the GBA and the GBP are calculated after the reversal of any prior step ups;

b)	and all of your withdrawals in the current contract year, including the current withdrawal, are greater than the GBP — the following excess withdrawal procedure will be applied to the GBA. If the partial withdrawal is taken during the first three years, the GBA and the GBP are calculated after the reversal of any prior step ups:

c)	under the original rider in a contract year after a step up but before the third contract anniversary — the following excess withdrawal procedure will be applied to the GBA. If the partial withdrawal is taken during the first three years, the GBA and the GBP are calculated after the reversal of any prior step ups.

GBA EXCESS WITHDRAWAL PROCEDURE
The total GBA will automatically be reset to the lesser of (a) the total GBA immediately prior to the withdrawal; or (b) the contract value immediately following the withdrawal. If there have been multiple purchase payments, each payment’s GBA after the withdrawal will be reset to equal that payment’s RBA after the withdrawal plus (a) times (b), where:

(a)	is the ratio of the total GBA after the withdrawal less the total RBA after the withdrawal to the total GBA before the withdrawal less the total RBA after the withdrawal; and

(b)	is each payment’s GBA before the withdrawal less that payment’s RBA after the withdrawal.

Remaining Benefit Amount
The remaining benefit amount (RBA) at any point is the total guaranteed amount available for future partial withdrawals. The maximum RBA is $5,000,000.

The RBA is determined at the following times:

•	At contract issue — the RBA is equal to the initial purchase payment;

•	When you make additional purchase payments — each additional purchase payment has its own RBA equal to the amount of the purchase payment. The total RBA when an additional purchase payment is added is the sum of the individual RBAs immediately prior to the receipt of the additional purchase payment, plus the RBA associated with the additional payment;

•	At step up — (see “Elective Step Up” and “Annual Step Up” headings below).

•	When you make a partial withdrawal:

a)	and all of your withdrawals in the current contract year, including the current withdrawal, are less than or equal to the GBP — the RBA becomes the RBA immediately prior to the partial withdrawal, less the partial withdrawal. Note that if the partial withdrawal is taken during the first three years, the RBA and the GBP are calculated after the reversal of any prior step ups;

EVERGREEN PATHWAYS SELECT VARIABLE ANNUITY — PROSPECTUS 47

b)	and all of your withdrawals in the current contract year, including the current withdrawal, are greater than the GBP — the following excess withdrawal procedure will be applied to the RBA. If the partial withdrawal is taken during the first three years, the RBA and the GBP are calculated after the reversal of any prior step ups;

c)	under the original rider after a step up but before the third contract anniversary — the following excess withdrawal procedure will be applied to the RBA. If the partial withdrawal is taken during the first three years, the RBA and the GBP are calculated after the reversal of any prior step ups.

RBA EXCESS WITHDRAWAL PROCEDURE
The RBA will automatically be reset to the lesser of (a) the contract value immediately following the withdrawal, or (b) the RBA immediately prior to the withdrawal, less the amount of the withdrawal.

If there have been multiple purchase payments, any reduction of the RBA will be taken out of each payment’s RBA in the following manner:

The withdrawal amount up to the remaining benefit payment (defined below) is taken out of each RBA bucket in proportion to its remaining benefit payment at the time of the withdrawal; and the withdrawal amount above the remaining benefit payment and any amount determined by the excess withdrawal procedure are taken out of each RBA bucket in proportion to its RBA at the time of the withdrawal.

Guaranteed Benefit Payment
Under the original rider, the GBP is the amount you may withdraw under the terms of the rider in each contract year until the RBA is depleted, subject to certain restrictions prior to the third anniversary (see “Elective Step Up” above). The GBP is equal to 7% of the GBA.

Under the enhanced rider, the GBP is the withdrawal amount that you are entitled to take each contract year after the third anniversary until the RBA is depleted. The GBP is the lesser of (a) 7% of the GBA, or (b) the RBA.

Under both the original and enhanced riders, if you withdraw less than the GBP in a contract year, there is no carry over to the next contract year.

Remaining Benefit Payment
Under the original rider, at the beginning of each contract year, the remaining benefit payment (RBP) is set as the lesser of (a) the GBP, or (b) the RBA.

Under the enhanced rider, at the beginning of each contract year, during the first three years and prior to any withdrawal, the RBP for each purchase payment is set equal to that purchase payment multiplied by 7%. At the beginning of any other contract year, each individual RBP is set equal to each individual GBP.

Each additional purchase payment has its own RBP established equal to that payment’s GBP. The total RBP is equal to the sum of the individual RBPs.

Whenever a partial withdrawal is made, the RBP equals the RBP immediately prior to the partial withdrawal less the amount of the partial withdrawal, but not less than zero.

Elective Step Up (under the original rider only)
You have the option to increase the RBA, the GBA, the GBP and the RBP beginning with the first contract anniversary. An annual elective step up option is available for 30 days after the contract anniversary. The elective step up option allows you to step up the remaining benefit amount and guaranteed benefit amount to the contract value on the valuation date we receive your written request to step up.

The elective step up is subject to the following rules:

•	If you do not take any withdrawals during the first three contract years, you may step up annually beginning with the first contract anniversary;

•	If you take any withdrawals during the first three contract years, the annual elective step up will not be available until the third contract anniversary;

•	If you step up on the first or second contract anniversary but then take a withdrawal prior to the third contract anniversary, you will lose any prior step ups and the withdrawal will be considered an excess withdrawal subject to the GBA and RBA excess withdrawal procedures discussed under the “Guaranteed Benefit Amount” and “Remaining Benefit Amount” headings above; and

•	You may take withdrawals on or after the third contract anniversary without reversal of previous step ups.

You may only step up if your contract value on the valuation date we receive your written request to step up is greater than the RBA. The elective step up will be determined as follows:

•	The effective date of the elective step up is the valuation date we receive your written request to step up.

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•	The RBA will be increased to an amount equal to the contract value on the valuation date we receive your written request to step up.

•	The GBA will be increased to an amount equal to the greater of (a) the GBA immediately prior to the elective step up; or (b) the contract value on the valuation date we receive your written request to step up.

•	The GBP will be increased to an amount equal to the greater of (a) the GBP immediately prior to the elective step up; or (b) 7% of the GBA after the elective step up.

•	The RBP will be increased to the lesser of (a) the RBA after the elective step up; or (b) the GBP after the elective step up less any withdrawals made during that contract year.

You may elect a step up only once each contract year within 30 days after the contract anniversary. Once a step up has been elected, another step up may not be elected until the next contract anniversary.

Annual Step Up (under the enhanced rider only)
Beginning with the first contract anniversary after you accept the enhanced rider, an increase of the RBA, the GBA, the GBP and the RBP may be available. A step up does not create contract value, guarantee performance of any investment options, or provide a benefit that can be withdrawn or paid upon death. Rather, a step up determines the current values of the GBA, RBA, GBP, and RBP, and may extend the payment period or increase allowable payment.

The annual step up is subject to the following rules:

•	The annual step up is available when the RBA would increase on the step up date. The applicable step up date depends on whether the annual step up is applied on an automatic or elective basis.

•	If the application of the step does not increase the rider charge, the annual step up will be automatically applied to your contract and the step up date is the contract anniversary date.

•	If the application of the step up would increase the rider charge, the annual step up is not automatically applied. Instead, you have the option to step up for 30 days after the contract anniversary. If you exercise the elective annual step up option, you will pay the rider charge in effect on the step up date. If you wish to exercise the elective annual step up option, we must receive a request from you or your investment professional. The step up date is the date we receive your request to step up. If your request is received after the close of business, the step up date will be the next valuation day.

•	Only one step up is allowed each contract year.

•	If you take any withdrawals during the first three contract years, any previously applied step ups will be reversed and the annual step up will not be available until the third contract anniversary;

•	You may take withdrawals on or after the third contract anniversary without reversal of previous step ups.

The annual step up will be determined as follows:

•	The RBA will be increased to an amount equal to the contract value on the step up date.

•	The GBA will be increased to an amount equal to the greater of (a) the GBA immediately prior to the annual step up; or (b) the contract value on the step up date.

•	The GBP will be calculated as described earlier, but based on the increased GBA and RBA.

•	The RBP will be reset as follows:

(a)	Prior to any withdrawals during the first three years, the RBP will not be affected by the step up.

(b)	At any other time, the RBP will be reset as the increased GBP less all prior withdrawals made during the current contract year, but never less than zero.

Spousal Continuation and Special Spousal Continuation Step Up
If a surviving spouse elects to continue the contract, this rider also continues. The spousal continuation step up is in addition to the elective step up or the annual step up. When a spouse elects to continue the contract, any rider feature processing particular to the first three years of the contract as described in this prospectus no longer applies. The GBA, RBA and GBP values remain unchanged. The RBP is automatically reset to the GBP less all prior withdrawals made in the current contract year, but not less than zero.

A surviving spouse may elect a spousal continuation step up by written request within 30 days following the spouse’s election to continue the contract. This step up may be made even if withdrawals have been taken under the contract during the first three years. Under this step up, the RBA will be reset to the greater of the RBA or the contract value on the valuation date we receive the spouse’s written request to step up; the GBA will be reset to the greater of the GBA or the contract value on the same valuation date. If a spousal continuation step up is elected and we have increased the charge for the rider for new contract owners, the spouse will pay the charge that is in effect on the valuation date we receive the written request to step up.

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It is our current administrative practice to process the spousal continuation step up as described in the next paragraph; however, we reserve the right to discontinue our administrative practice and will give you 30 days’ written notice of any such change.

At the time of spousal continuation, a step-up may be available. All annual step-up rules (see “Annual Step-Up” heading above), other than those that apply to the waiting period, also apply to the spousal continuation step-up. If the spousal continuation step-up is processed automatically, the step-up date is the valuation date spousal continuation is effective. If not, the spouse must elect the step up and must do so within 30 days of the spousal continuation date. If the spouse elects the spousal continuation step up, the step-up date is the valuation date we receive the spouse’s written request to step-up if we receive the request by the close of business on that day, otherwise the next valuation date.

Guaranteed Withdrawal Benefit Annuity Payout Option
Several annuity payout plans are available under the contract. As an alternative to these annuity payout plans, a fixed annuity payout option is available under the Guarantor Withdrawal Benefit.

Under this option the amount payable each year will be equal to the remaining schedule of GBPs, but the total amount paid over the life of the annuity will not exceed the current total RBA at the time you begin this fixed annuity option. These annualized amounts will be paid in the frequency that you elect. The frequencies will be among those offered by us at that time but will be no less frequent than annually. If, at the death of the owner, total payments have been made for less than the RBA, the remaining payments will be paid to the beneficiary (see “The Annuity Payout Period” and “Taxes”).

This annuity payout option may also be elected by the beneficiary of a contract as a settlement option. Whenever multiple beneficiaries are designated under the contract, each such beneficiary’s share of the proceeds if they elect this option will be in proportion to their applicable designated beneficiary percentage. Beneficiaries of nonqualified contracts may elect this settlement option subject to the distribution requirements of the contract. We reserve the right to adjust the remaining schedule of GBPs if necessary to comply with the Code.

If Contract Value Reduces to Zero
If the contract value reduces to zero and the RBA remains greater than zero, the following will occur:

•	you will be paid according to the annuity payout option described above;

•	we will no longer accept additional purchase payments;

•	you will no longer be charged for the rider;

•	any attached death benefit riders will terminate; and

•	the death benefit becomes the remaining payments under the annuity payout option described above.

If the contract value falls to zero and the RBA is depleted, the Guarantor Withdrawal Benefit rider and the contract will terminate.

For an example, see Appendix G.

INCOME ASSURER BENEFIT RIDERS
There are three optional Income Assurer Benefit riders available under your contract:

•	Income Assurer Benefit – MAV;

•	Income Assurer Benefit – 5% Accumulation Benefit Base; or

•	Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base.

The Income Assurer Benefit riders are intended to provide you with a guaranteed minimum income regardless of the volatility inherent in the investments in the subaccounts. The riders benchmark the contract growth at each anniversary against several comparison values and set the guaranteed income benefit base (described below) equal to the largest value. The guaranteed income benefit base, less any applicable premium tax, is the value we apply to the guaranteed annuity purchase rates stated in Table B of the contract to calculate the minimum annuity payouts you will receive if you exercise the rider. If the guaranteed income benefit base is greater than the contract value, the guaranteed income benefit base may provide a higher annuity payout level than is otherwise available. However, the riders use guaranteed annuity purchase rates which may result in annuity payouts that are less than those using the annuity purchase rates that we may apply at annuitization under the standard contract provisions. Therefore, the level of income provided by the riders may be less than the contract otherwise provides. If the annuity payouts through the standard contract provisions are more favorable than the payouts available through the riders, you will receive the higher standard payout option. The guaranteed income benefit base does not create contract value or guarantee the performance of any investment option.

The general information in this section applies to each Income Assurer Benefit rider. This section is followed by a description of each specific Income Assurer Benefit rider and how it is calculated.

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You should consider whether an Income Assurer Benefit rider is appropriate for you because:

•	you must participate in the PN program. This requirement limits your choice of investments. This means you will not be able to allocate contract value to all of the subaccounts or GPAs that are available under the contract to other contract owners who do not elect this rider. (See “Making the Most of Your Contract — Asset Allocation Program” and “Portfolio Navigator Program”);

•	if you are purchasing the contract as a qualified annuity, such as an IRA, and you are planning to begin annuity payouts after the date on which minimum distributions required by the Code must begin, you should consider whether an Income Assurer Benefit is appropriate for you (see “Taxes — Qualified Annuities — Required Minimum Distributions”). Partial withdrawals you take from the contract, including those used to satisfy RMDs, will reduce the guaranteed income benefit base (defined below), which in turn may reduce or eliminate the amount of any annuity payouts available under the rider. Consult a tax advisor before you purchase any Income Assurer Benefit rider with a qualified annuity;

•	you must hold the Income Assurer Benefit for 10 years unless you elect to terminate the rider within 30 days following the first anniversary after the effective date of the rider;

•	you can only exercise the Income Assurer Benefit within 30 days after a contract anniversary following the expiration of the 10-year waiting period;

•	the 10-year waiting period may be restarted if you elect to change the PN investment option to one that causes the rider charge to increase (see “Charges — Income Assurer Benefit”); and

•	the Income Assurer Benefit rider terminates* on the contract anniversary after the annuitant’s 86th birthday.

*	The rider and annual fee terminate on the contract anniversary after the annuitant’s 86th birthday, however, if you exercise the Income Assurer Benefit rider before this time, your benefits will continue according to the annuity payout plan you have selected.

If the Income Assurer Benefit rider is available in your state and the annuitant is 75 or younger at contract issue, you may choose this optional benefit at the time you purchase your contract for an additional charge. The amount of the charge is determined by the Income Assurer Benefit rider you select (see “Charges — Income Assurer Benefit Rider Fee”). The effective date of the rider will be the contract issue date. The Accumulation Protector Benefit and the Guarantor Withdrawal Benefit riders are not available with any Income Assurer Benefit rider. If the annuitant is between age 73 and age 75 at contract issue, you should consider whether a Income Assurer Benefit rider is appropriate for your situation because of the 10-year waiting period requirement. Be sure to discuss with your investment professional whether an Income Assurer Benefit rider is appropriate for your situation.

Here are some general terms that are used to describe the Income Assurer Benefit riders in the sections below:

Guaranteed Income Benefit Base: The guaranteed income benefit base is the value that will be used to determine minimum annuity payouts when the rider is exercised. It is an amount we calculate, depending on the Income Assurer Benefit rider you choose, that establishes a benefit floor. When the benefit floor amount is greater than the contract value, there may be a higher annuitization payout than if you annuitized your contract without the Income Assurer Benefit. Your annuitization payout will never be less than that provided by your contract value.

Excluded Investment Options: These investment options are listed in your contract under contract data and will include the Columbia Variable Portfolio — Cash Management Fund and, if available under your contract, the GPAs. Excluded investment options are not used in the calculation of this riders’ variable account floor for the Income Assurer Benefit – 5% Accumulation Benefit Base and the Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base.

Excluded Payments: These are purchase payments paid in the last five years before exercise of the benefit which we reserve the right to exclude from the calculation of the guaranteed income benefit base.

Proportionate Adjustments for Partial Withdrawals: These are calculated as the product of (a) times (b) where:

(a)	is the ratio of the amount of the partial withdrawal (including any withdrawal charges or MVA) to the contract value on the date of (but prior to) the partial withdrawal; and

(b)	is the benefit on the date of (but prior to) the partial withdrawal.

Protected Investment Options: All investment options available under this contract that are not defined as excluded investment options under contract data are known as protected investment options for purposes of this rider and are used in the calculation of the variable account floor for the Income Assurer Benefit – 5% Accumulation Benefit Base and the Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base.

Waiting Period: This rider can only be exercised after the expiration of a 10-year waiting period. We reserve the right to restart the waiting period if you elect to change your model portfolio to one that causes the rider charge to increase.

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The following are general provisions that apply to each Income Assurer Benefit:

Exercising the Rider
Rider exercise conditions are:

•	you may only exercise the Income Assurer Benefit rider within 30 days after any contract anniversary following the expiration of the Waiting Period;

•	the annuitant on the retirement date must be between 50 to 86 years old; and

•	you can only take an annuity payment in one of the following annuity payout plans:

Plan A – Life Annuity — No Refund;

Plan B – Life Annuity with Ten or Twenty Years Certain;

Plan D	– Joint and Last Survivor Life Annuity — No Refund;

– Joint and Last Survivor Life Annuity with Twenty Years Certain; or

Plan E – Twenty Years Certain.

After the expiration of the waiting period, the Income Assurer Benefit rider guarantees a minimum amount of fixed annuity lifetime income during annuitization or the option of variable annuity payments with a guaranteed minimum initial payment or a combination of the two options.

If your contract value falls to zero as the result of adverse market performance or the deduction of fees and/or charges at any time, the contract and all its riders, including this rider, will terminate without value and no benefits will be paid on account of such termination. Exception: if you are still living, and the annuitant is between 50 and 86 years old, an amount equal to the guaranteed income benefit base will be paid to you under the annuity payout plan and frequency that you select, based upon the fixed or variable annuity payouts described above. The guaranteed income benefit base will be calculated and annuitization will occur at the following times.

•	If the contract value falls to zero during the waiting period, the guaranteed income benefit base will be calculated and annuitization will occur on the valuation date after the expiration of the waiting period, or when the annuitant attains age 50 if later.

•	If the contract value falls to zero after the waiting period, the guaranteed income benefit base will be calculated and annuitization will occur immediately, or when the annuitant attains age 50 if later.

Fixed annuity payouts under this rider will occur at the guaranteed annuity purchase rates based on the “1983 Individual Annuitant Mortality Table A” with 100% Projection Scale G and a 2.0% interest rate. These are the same rates used in Table B of the contract (see “The Annuity Payout Period — Annuity Tables”). Your annuity payouts remain fixed for the lifetime of the annuity payout period.

First year variable annuity payouts are calculated in the same manner as fixed annuity payouts. Once calculated, your variable annuity payouts remain unchanged for the first year. After the first year, subsequent annuity payouts are variable and depend on the performance of the subaccounts you select. Variable annuity payouts after the first year are calculated using the following formula:

Pt–1 (1 + i) 1.05	= Pt

Pt–1	= prior annuity payout
Pt	= current annuity payout
i	= annualized subaccount performance

Each subsequent variable annuity payout could be more or less than the previous variable annuity payout if the subaccount investment performance is greater or less than the 5% assumed investment rate. If your subaccount performance equals 5%, your variable annuity payout will be unchanged from the previous variable annuity payout. If your subaccount performance is in excess of 5%, your variable annuity payout will increase from the previous variable annuity payout. If your subaccount investment performance is less than 5%, your variable annuity payout will decrease from the previous variable annuity payout.

Terminating the Rider
Rider termination conditions are:

•	you may terminate the rider within 30 days following the first anniversary after the effective date of the rider;

•	you may terminate the rider any time after the expiration of the waiting period;

 52  EVERGREEN PATHWAYS SELECT VARIABLE ANNUITY — PROSPECTUS

•	the rider will terminate on the date you make a full withdrawal from the contract, or annuitization begins, or on the date that a death benefit is payable; and

•	the rider will terminate* 30 days following the contract anniversary after the annuitant’s 86th birthday.

*	The rider and annual fee terminate 30 days following the contract anniversary after the annuitant’s 86th birthday, however, if you exercise the Income Assurer Benefit rider before this time, your benefits will continue according to the annuity payout plan you have selected.

You may select one of the Income Assurer Benefit riders described below:

INCOME ASSURER BENEFIT – MAV
The guaranteed income benefit base for the Income Assurer Benefit – MAV is the greater of these three values:

1.	contract value; or

2.	the total purchase payments made to the contract minus proportionate adjustments for partial withdrawals; or

3.	the maximum anniversary value.

Maximum Anniversary Value (MAV) — is zero prior to the first contract anniversary after the effective date of the rider. On the first contract anniversary after the effective date of the rider, we set the MAV as the greater of these two values:

(a) current contract value; or

(b) total payments made to the contract minus proportionate adjustments for partial withdrawals.

Thereafter, we increase the MAV by any additional purchase payments and reduce the MAV by proportionate adjustments for partial withdrawals. Every contract anniversary after that prior to the earlier of your or the annuitant’s 81st birthday, we compare the MAV to the current contract value and we reset the MAV to the higher amount.

If we exercise our right to not reflect excluded payments in the calculation of the guaranteed income benefit base, we will calculate the guaranteed income benefit base as the greatest of these three values:

1.	contract value less the market value adjusted excluded payments; or

2. total purchase payments, less excluded payments, less proportionate adjustments for partial withdrawals; or

3.	the MAV, less market value adjusted excluded payments.

Market Value Adjusted Excluded Payments are calculated as the sum of each excluded purchase payment multiplied by the ratio of the current contract value over the estimated contract value on the anniversary prior to such purchase payment. The estimated contract value at such anniversary is calculated by assuming that payments, and partial withdrawals occurring in a contract year take place at the beginning of the year for that anniversary and every year after that to the current contract year.

INCOME ASSURER BENEFIT – 5% ACCUMULATION BENEFIT BASE
The guaranteed income benefit base for the Income Assurer Benefit – 5% Accumulation Benefit Base is the greater of these three values:

1.	contract value; or

2.	the total purchase payments made to the contract minus proportionate adjustments for partial withdrawals; or

3.	the 5% variable account floor.

5% Variable Account Floor — is equal to the contract value in the excluded investment options plus the variable account floor. The Income Assurer Benefit 5% variable account floor is calculated differently and is not the same value as the death benefit 5% variable account floor.

The variable account floor is zero from the effective date of this rider and until the first contract anniversary after the effective date of this rider. On the first contract anniversary after the effective date of this rider the variable account floor is:

•	the total purchase payments made to the protected investment options minus adjusted partial withdrawals and transfers from the protected investment options; plus

•	an amount equal to 5% of your initial purchase payment allocated to the protected investment options.

On any day after the first contract anniversary following the effective date of this rider, when you allocate additional purchase payments to or withdraw or transfer amounts from the protected investment options, we adjust the variable account floor by adding the additional purchase payment and subtracting adjusted withdrawals and adjusted transfers. On each subsequent contract anniversary after the first anniversary of the effective date of this rider, prior to the earlier of your or the annuitant’s 81st birthday, we increase the variable account floor by adding the amount (“roll-up amount”) equal to 5% of the prior contract anniversary’s variable account floor.

EVERGREEN PATHWAYS SELECT VARIABLE ANNUITY — PROSPECTUS 53

The amount of purchase payments withdrawn from or transferred between the excluded investment options and the protected investment options is calculated as (a) times (b) where:

(a)	is the amount of purchase payments in the investment options being withdrawn or transferred on the date of but prior to the current withdrawal or transfer; and

(b)	is the ratio of the amount of the transfer or withdrawal to the value in the investment options being withdrawn or transferred on the date of (but prior to) the current withdrawal or transfer.

The roll-up amount prior to the first anniversary is zero. Also, the roll-up amount on every anniversary after the earlier of your or the annuitant’s 81st birthday is zero.

Adjusted withdrawals and adjusted transfers for the variable account floor are equal to the amount of the withdrawal or transfer from the protected investment options as long as the sum of the withdrawals and transfers from the protected investment options in a contract year do not exceed the roll-up amount from the prior contract anniversary.

If the current withdrawal or transfer from the protected investment options plus the sum of all prior withdrawals and transfers made from the protected investment options in the current policy year exceeds the roll-up amount from the prior contract anniversary we will calculate the adjusted withdrawal or adjusted transfer for the variable account floor as the result of (a) plus [(b) times (c)] where:

(a)	is the roll-up amount from the prior contract anniversary less the sum of any withdrawals and transfers made from the protected investment options in the current policy year but prior to the current withdrawal or transfer. However, (a) cannot be less than zero; and

(b)	is the variable account floor on the date of (but prior to) the current withdrawal or transfer from the protected investment options less the value from (a); and

(c)	is the ratio of [the amount of the current withdrawal (including any withdrawal charges or MVA) or transfer from the protected investment options less the value from (a)] to [the total in the protected investment options on the date of (but prior to) the current withdrawal or transfer from the protected investment options less the value from (a)].

This method is greater than a dollar-for-dollar reduction, and could potentially deplete the maximum benefit faster than the dollar-for-dollar reduction.

If we exercise our right to not reflect excluded payments in the calculation of the guaranteed income benefit base, we will calculate the guaranteed income benefit base as the greatest of these three values:

1. contract value less the market value adjusted excluded payments (described above); or

2. total purchase payments, less excluded payments, less proportionate adjustments for partial withdrawals; or

3. the 5% variable account floor, less 5% adjusted excluded payments.

5% Adjusted Excluded Payments are calculated as the sum of each excluded payment accumulated at 5% for the number of full contract years they have been in the contract.

INCOME ASSURER BENEFIT – GREATER of MAV or 5% ACCUMULATION BENEFIT BASE
The guaranteed income benefit base for the Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base is the greater of these four values:

1. the contract value;

2. the total purchase payments made to the contract minus proportionate adjustments for partial withdrawals;

3. the MAV (described above); or

4. the 5% variable account floor (described above).

If we exercise our right to not reflect excluded payments in the calculation of the guaranteed income benefit base, we will calculate the guaranteed income benefit base as the greatest of:

1. contract value less the market value adjusted excluded payments (described above);

2. total purchase payments, less excluded payments, less proportionate adjustments for partial withdrawals;

3. the MAV, less market value adjusted excluded payments (described above); or

4. the 5% variable account floor, less 5% Adjusted Excluded Payments (described above).

For an example of how each Income Assurer Benefit rider is calculated, see Appendix I.

 54  EVERGREEN PATHWAYS SELECT VARIABLE ANNUITY — PROSPECTUS

OPTIONAL DEATH BENEFITS

BENEFIT PROTECTOR DEATH BENEFIT RIDER (BENEFIT PROTECTOR)
The Benefit Protector is intended to provide an additional benefit to your beneficiary to help offset expenses after your death such as funeral expenses or federal and state taxes. This is an optional benefit that you may select for an additional annual charge (see “Charges”). The Benefit Protector provides reduced benefits if you or the annuitant are age 70 or older at the rider effective. The Benefit Protector does not provide any additional benefit before the first rider anniversary.

If this rider is available in your state and both you and the annuitant are age 75 or younger at contract issue, you may choose to add the Benefit Protector to your contract. You must elect the Benefit Protector at the time you purchase your contract and your rider effective date will be the contract issue date. You may not select this rider if you select the Benefit Protector Plus, the 5% Accumulation Death Benefit or the Enhanced Death Benefit.

Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract (see “Taxes — Qualified Annuities — Required Minimum Distributions”). Since the benefit paid by the rider is determined by the amount of earnings at death, the amount of the benefit paid may be reduced as a result of taking any withdrawals including RMDs. Be sure to discuss with your investment professional and tax advisor whether or not the Benefit Protector is appropriate for your situation.

The Benefit Protector provides that if you or the annuitant die after the first rider anniversary, but before annuity payouts begin, and while this contract is in force, we will pay the beneficiary:

•	the applicable death benefit, plus:

•	40% of your earnings at death if you and the annuitant were under age 70 on the rider effective date, up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old; or

•	15% of your earnings at death if you or the annuitant were age 70 or older on the rider effective date, up to a maximum of 37.5% of purchase payments not previously withdrawn that are one or more years old.

Earnings at death: For purposes of the Benefit Protector and Benefit Protector Plus riders, this is an amount equal to the applicable death benefit minus purchase payments not previously withdrawn. The earnings at death may not be less than zero and may not be more than 250% of the purchase payments not previously withdrawn that are one or more years old.

Terminating the Benefit Protector

•	You may terminate the rider within 30 days of the first rider anniversary.

•	You may terminate the rider within 30 days of any rider anniversary beginning with the seventh rider anniversary.

•	The rider will terminate when you make a full withdrawal from the contract or when annuity payouts begin.

If your spouse is the sole beneficiary and you die before the retirement date, your spouse may keep the contract as owner. Your spouse and the new annuitant will be subject to all the limitations and restrictions of the rider just as if they were purchasing a new contract. If your spouse and the new annuitant do not qualify for the rider on the basis of age we will terminate the rider. If they do qualify for the rider on the basis of age we will set the contract value equal to the death benefit that would otherwise have been paid and we will substitute this new contract value on the date of death for “purchase payments not previously withdrawn” used in calculating earnings at death. Your spouse also has the option of discontinuing the Benefit Protector Death Benefit Rider within 30 days of the date of death.

For an example, see Appendix J.

BENEFIT PROTECTOR PLUS DEATH BENEFIT RIDER (BENEFIT PROTECTOR PLUS)
The Benefit Protector Plus is intended to provide an additional benefit to your beneficiary to help offset expenses after your death such as funeral expenses or federal and state taxes. This is an optional benefit that you may select for an additional annual charge (see “Charges”). The Benefit Protector Plus provides reduced benefits if you or the annuitant are age 70 or older at the rider effective date. It does not provide any additional benefit before the first rider anniversary and it does not provide any benefit beyond what is offered under the Benefit Protector rider during the second rider year.

If this rider is available in your state and both you and the annuitant are age 75 or younger at contract issue, you may choose to add the Benefit Protector Plus to you contract. You must elect the Benefit Protector Plus at the time you purchase your contract and your rider effective date will be the contract issue date. This rider is only available for transfers, exchanges or rollovers from another annuity or life insurance policy. You may not select this rider if you select the Benefit Protector Rider, 5% Accumulation Death Benefit or the Enhanced Death Benefit.

Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract (see “Taxes — Qualified Annuities — Required Minimum Distributions”). Since the benefit paid by the rider is determined by the amount of earnings at death, the amount of the benefit paid may be reduced as a result of taking any

EVERGREEN PATHWAYS SELECT VARIABLE ANNUITY — PROSPECTUS 55

withdrawals including RMDs. Be sure to discuss with your investment professional and tax advisor whether or not the Benefit Protector Plus is appropriate for your situation.

The Benefit Protector Plus provides that if you or the annuitant die after the first rider anniversary, but before annuity payouts begin, and while this contract is in force, we will pay the beneficiary:

•	the benefits payable under the Benefit Protector described above, plus

•	a percentage of purchase payments made within 60 days of contract issue not previously withdrawn as follows:

	Percentage if you and the annuitant are	Percentage if you or the annuitant are
Rider Year	under age 70 on the rider effective date	age 70 or older on the rider effective date

One and Two	0%	0%

Three and Four	10%	3.75%

Five or more	20%	7.5%

Another way to describe the benefits payable under the Benefit Protector Plus rider is as follows:

•	the ROP death benefit (see “Benefits in Case of Death”) plus:

	If you and the annuitant are under	If you or the annuitant are age 70
Rider Year	age 70 on the rider effective date, add . . .	or older on the rider effective date, add . . .

One	Zero	Zero

Two	40% × earnings at death (see above)	15% × earnings at death

Three & Four	40% × (earnings at death + 25% of initial purchase payment*)	15% × (earnings at death + 25% of initial purchase payment*)

Five or more	40% × (earnings at death + 50% of initial purchase payment*)	15% × (earnings at death + 50% of initial purchase payment*)

*	Initial purchase payments are payments made within 60 days of rider issue not previously withdrawn.

Terminating the Benefit Protector Plus

•	You may terminate the rider within 30 days of the first rider anniversary.

•	You may terminate the rider within 30 days of any rider anniversary beginning with the seventh rider anniversary.

•	The rider will terminate when you make a full withdrawal from the contract or when annuity payouts begin.

If your spouse is sole beneficiary and you die before the retirement date, your spouse may keep the contract as owner with the contract value equal to the death benefit that would otherwise have been paid. We will then terminate the Benefit Protector Plus and substitute the applicable death benefit (see “Benefits in Case of Death”).

For an example, see Appendix K.

The Annuity Payout Period

As owner of the contract, you have the right to decide how and to whom annuity payouts will be made starting at the retirement date. You may select one of the annuity payout plans outlined below, or we may mutually agree on other payout arrangements. We do not deduct any withdrawal charges under the payout plans listed below, except under annuity payout Plan E.

You also decide whether we will make annuity payouts on a fixed or variable basis, or a combination of fixed and variable. The amount available to purchase payouts under the plan you select is the contract value on your retirement date after any rider charges have been deducted, plus any positive or negative MVA (less any applicable premium tax). Additionally, we currently allow you to use part of the amount available to purchase payouts, leaving any remaining contract value to accumulate on a tax-deferred basis. If you select a variable annuity payout, we reserve the right to limit the number of subaccounts in which you may invest. The GPAs are not available during this payout period.

Amounts of fixed and variable payouts depend on:

•	the annuity payout plan you select;

•	the annuitant’s age and, in most cases, sex;

•	the annuity table in the contract; and

•	the amounts you allocated to the accounts at settlement.

In addition, for variable annuity payouts only, amounts depend on the investment performance of the subaccounts you select. These payouts will vary from month to month because the performance of the funds will fluctuate. Fixed payouts remain the same from month to month.

 56  EVERGREEN PATHWAYS SELECT VARIABLE ANNUITY — PROSPECTUS

For information with respect to transfers between accounts after annuity payouts begin (see “Making the Most of Your Contract — Transfer policies”).

ANNUITY TABLES
The annuity tables in your contract (Table A and Table B) show the amount of the monthly payout for each $1,000 of contract value according to the age and, when applicable, the annuitant’s sex. (Where required by law, we will use a unisex table of settlement rates.)

Table A shows the amount of the first monthly variable annuity payout assuming that the contract value is invested at the beginning of the annuity payout period and earns a 5% rate of return, which is reinvested and helps to support future payouts. If you ask us at least 30 days before the retirement date, we will substitute an annuity table based on an assumed 3.5% investment rate for the 5% Table A in the contract. The assumed investment rate affects both the amount of the first payout and the extent to which subsequent payouts increase or decrease. For example, annuity payouts will increase if the investment return is above the assumed investment rate and payouts will decrease if the return is below the assumed investment rate. Using a 5% assumed interest rate results in a higher initial payout, but later payouts will increase more slowly when annuity unit values rise and decrease more rapidly when they decline.

Table B shows the minimum amount of each fixed annuity payout. We declare current payout rates that we use in determining the actual amount of your fixed annuity payout. The current payout rates will equal or exceed the guaranteed payout rates shown in Table B. We will furnish these rates to you upon request.

ANNUITY PAYOUT PLANS
You may choose an annuity payout plan by giving us written instructions at least 30 days before contract values are used to purchase the payout plan. Generally, you may select one of the Plans A through E below or another plan agreed to by us. Some of the annuity payout plans may not be available if you have selected the Income Assurer Benefit rider.

•	Plan A – Life annuity — no refund: We make monthly payouts until the annuitant’s death. Payouts end with the last payout before the annuitant’s death. We will not make any further payouts. This means that if the annuitant dies after we made only one monthly payout, we will not make any more payouts.

•	Plan B – Life annuity with five, ten, 15 or 20 years certain: (under the Income Assurer Benefit rider: you may select life annuity with ten or 20 years certain): We make monthly payouts for a guaranteed payout period of five, ten, 15 or 20 years that you elect. This election will determine the length of the payout period to the beneficiary if the annuitant should die before the elected period expires. We calculate the guaranteed payout period from the retirement date. If the annuitant outlives the elected guaranteed payout period, we will continue to make payouts until the annuitant’s death.

•	Plan C – Life annuity — installment refund: (not available under the Income Assurer Benefit rider): We make monthly payouts until the annuitant’s death, with our guarantee that payouts will continue for some period of time. We will make payouts for at least the number of months determined by dividing the amount applied under this option by the first monthly payout, whether or not the annuitant is living.

•	Plan D

–	Joint and last survivor life annuity — no refund: We make monthly payouts while both the annuitant and a joint annuitant are living. If either annuitant dies, we will continue to make monthly payouts at the full amount until the death of the surviving annuitant. Payouts end with the death of the second annuitant.

–	Joint and last survivor life annuity with 20 years certain: We make monthly annuity payouts during the lifetime of the annuitant and joint annuitant. When either the annuitant or joint annuitant dies, we will continue to make monthly payouts during the lifetime of the survivor. If the survivor dies before we have made payouts for 20 years, we continue to make payouts to the named beneficiary for the remainder of the 20-year period which begins when the first annuity payout is made.

•	Plan E – Payouts for a specified period: We make monthly payouts for a specific payout period of ten to 30 years that you elect (under the Income Assurer Benefit rider, you may elect a payout period of 20 years only). We will make payouts only for the number of years specified whether the annuitant is living or not. Depending on the selected time period, it is foreseeable that an annuitant can outlive the payout period selected. During the payout period, you can elect to have us determine the present value of any remaining variable payouts and pay it to you in a lump sum. (Exception: If you have an Income Assurer Benefit rider and elect this annuity payout plan based on the Guaranteed Income Benefit Base, a lump sum payout is unavailable.) We determine the present value of the remaining annuity payouts which are assumed to remain level at the amount of the payout that would have been made 7 days prior to the date we determine the present value. The discount rate we use in the calculation is 5.17% for the assumed investment return of 3.5% and 6.67% for the assumed investment return of 5%. (See “Charges — Withdrawal charge under Annuity Payout Plan E.”) A 10% IRS penalty tax could apply if you take a withdrawal. (See “Taxes.”).

EVERGREEN PATHWAYS SELECT VARIABLE ANNUITY — PROSPECTUS 57

•	Guaranteed Withdrawal Benefit Annuity Payout Option (available only under contracts with the Guarantor Withdrawal Benefit rider): This annuity payout option is an alternative to the above annuity payout plans. This option may not be available if the contract is a qualified annuity. For such contracts, this option will be available only if the guaranteed payment period is less than the life expectancy of the owner at the time the option becomes effective. Such life expectancy will be computed using a life expectancy table published by the IRS. Under this option, the amount payable each year will be equal to the remaining schedule of GBPs, but the total amount paid over the life of the annuity will not exceed the total RBA at the time you begin this fixed payout option (see “Guarantor Withdrawal Benefit Rider”). The amount paid in the current contract year will be reduced for any prior withdrawals in that year. These annualized amounts will be paid in the frequency that you elect. The frequencies will be among those offered by us at the time but will be no less frequent than annually. If, at the death of the owner, total payouts have been made for less than the RBA, the remaining payouts will be paid to the beneficiary.

Annuity payout plan requirements for qualified annuities: If your contract is a qualified annuity, you must select a payout plan as of the retirement date set forth in your contract. You have the responsibility for electing a payout plan under your contract that complies with applicable law. Your contract describes your payout plan options. The options will meet certain IRS regulations governing RMDs if the payout plan meets the incidental distribution benefit requirements, if any, and the payouts are made:

•	in equal or substantially equal payments over a period not longer than your life expectancy, or over the joint life expectancy of you and your designated beneficiary; or

•	over a period certain not longer than your life expectancy or over the joint life expectancy of you and your designated beneficiary.

If we do not receive instructions: You must give us written instructions for the annuity payouts at least 30 days before the annuitant’s retirement date. If you do not, we will make payouts under Plan B, with 120 monthly payouts guaranteed.

If monthly payouts would be less than $20: We will calculate the amount of monthly payouts at the time the contract value is used to purchase a payout plan. If the calculations show that monthly payouts would be less than $20, we have the right to pay the contract value to the owner in a lump sum or to change the frequency of the payouts.

Death after annuity payouts begin: If you or the annuitant die after annuity payouts begin, we will pay any amount payable to the beneficiary as provided in the annuity payout plan in effect.

Taxes

Under current law, your contract has a tax-deferral feature. Generally, this means you do not pay income tax until there is a taxable distribution (or deemed distribution) from the contract. We will send a tax information reporting form for any year in which we made a taxable or reportable distribution according to our records.

NONQUALIFIED ANNUITIES
Generally, only the increase in the value of a non-qualified annuity contract over the investment in the contract is taxable. Certain exceptions apply. Federal tax law requires that all nonqualified deferred annuity contracts issued by the same company (and possibly its affiliates) to the same owner during a calendar year be taxed as a single, unified contract when distributions are taken from any one of those contracts.

Annuity payouts: Generally, unlike withdrawals described below, the taxation of annuity payouts are subject to exclusion ratios, i.e. in most cases, a portion of each payout will be ordinary income and subject to tax, and a portion of each payout will be considered a return of part of your investment in the contract and will not be taxed. All amounts you receive after your investment in the contract is fully recovered will be subject to tax. Under Annuity Payout Plan A: Life annuity — no refund, where the annuitant dies before your investment in the contract is fully recovered, the remaining portion of the unrecovered investment may be available as a federal income tax deduction to the owner for the last taxable year. Under all other annuity payout plans, where the annuity payouts end before your investment in the contract is fully recovered, the remaining portion of the unrecovered investment may be available as a federal income tax deduction to the taxpayer for the tax year in which the payouts end. (See “The Annuity Payout Period — Annuity Payout Plans.”)

Beginning in 2011, federal tax law permits taxpayers to annuitize a portion of their nonqualified annuity while leaving the remaining balance to continue to grow tax-deferred. Under the new partial annuitization rules, the portion annuitized must be received as an annuity for a period of 10 years or more, or for the lives of one or more individuals. If this requirement is met, the annuitized portion and the tax-deferred balance will generally be treated as two separate contracts for income tax purposes only. If a contract is partially annuitized, the investment in the contract is allocated between the deferred and the annuitized portions on a pro rata basis.

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Withdrawals: Generally, if you withdraw all or part of your nonqualified annuity before your annuity payouts begin, including withdrawals under any optional withdrawal benefit rider, your withdrawal will be taxed to the extent that the contract value immediately before the withdrawal exceeds the investment in the contract. Different rules may apply if you exchange another contract into this contract.

You also may have to pay a 10% IRS penalty for withdrawals of taxable income you make before reaching age 59 1/2 unless certain exceptions apply.

Withholding: If you receive taxable income as a result of an annuity payout or withdrawal, including withdrawals under any optional withdrawal benefit rider, we may deduct federal, and in some cases state withholding against the payment. Any withholding represents a prepayment of your tax due for the year. You take credit for these amounts on your annual income tax return. As long as you have provided us with a valid Social Security Number or Taxpayer Identification Number, and you have a valid U.S. address, you may be able to elect not to have any withholding occur.

If the payment is part of an annuity payout plan, we generally compute the amount of federal income tax withholding using payroll tables. You may provide us with a statement of how many exemptions to use in calculating the withholding. If the distribution is any other type of payment (such as partial or full withdrawal) we compute federal income tax withholding using 10% of the taxable portion.

The federal income tax withholding requirements differ if we deliver payment outside the United States or you are a non-resident alien.

Some states also may impose income tax withholding requirements similar to the federal withholding described above. If this should be the case, we may deduct state income tax withholding from the payment.

Death benefits to beneficiaries: The death benefit under a nonqualified contract is not exempt from estate (federal or state) taxes. In addition, for income tax purposes, any amount your beneficiary receives that exceeds the investment in the contract is taxable as ordinary income to the beneficiary in the year he or she receives the payments. (See also “Benefits in Case of Death — If You Die Before the Retirement Start Date”).

Net Investment Income Tax (also known as Medicare contribution tax): Effective for taxable years beginning on or after January 1, 2013, certain high-income individuals (as well as estates and trusts) are subject to a new 3.8% net investment income tax (as an addition to income taxes). For individuals, the 3.8% tax applies to the lesser of (1) the amount by which the taxpayer’s modified adjusted gross income exceeds $200,000 ($250,000 for married filing jointly and surviving spouses; $125,000 for married filing separately) or (2) the taxpayer’s “net investment income.” Net investment income includes taxable income from nonqualified annuities. Annuity holders are advised to consult their tax advisor regarding the possible implications of this additional tax.

Annuities owned by corporations, partnerships or irrevocable trusts: For nonqualified annuities, any annual increase in the value of annuities held by such entities (nonnatural persons) generally will be treated as ordinary income received during that year. However, if the trust was set up for the benefit of a natural person(s) only, the income may remain tax-deferred until withdrawn or paid out.

Penalties: If you receive amounts from your nonqualified annuity before reaching age 59 1/2, you may have to pay a 10% IRS penalty on the amount includable in your ordinary income. However, this penalty will not apply to any amount received:

•	because of your death or in the event of nonnatural ownership, the death of the annuitant;

•	because you become disabled (as defined in the Code);

•	if the distribution is part of a series of substantially equal periodic payments, made at least annually, over your life or life expectancy (or joint lives or life expectancies of you and your beneficiary);

•	if it is allocable to an investment before Aug. 14, 1982; or

•	if annuity payouts are made under immediate annuities as defined by the Code.

Transfer of ownership: Generally, if you transfer ownership of a nonqualified annuity without receiving adequate consideration, the transfer may be taxed as a withdrawal for federal income tax purposes. If the transfer is a currently taxable event for income tax purposes, the original owner will be taxed on the amount of deferred earnings at the time of the transfer and also may be subject to the 10% IRS penalty discussed earlier. In this case, the new owner’s investment in the contract will be equal to the investment in the contract at the time of the transfer plus any earnings included in the original owner’s taxable income as a result of the transfer. In general, this rule does not apply to transfers between spouses or former spouses. Similar rules apply if you transfer ownership for full consideration. Please consult your tax advisor for further details.

1035 Exchanges: Section 1035 of the Code permits nontaxable exchanges of certain insurance policies, endowment contracts, annuity contracts and qualified long-term care insurance contracts, while providing for continued tax deferral of earnings. In addition, Section 1035 permits the carryover of the investment in the contract from the old policy or contract to the new

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policy or contract. In a 1035 exchange one policy or contract is exchanged for another policy or contract. The following are nontaxable exchanges: (1) the exchange of a life insurance policy for another life insurance policy or for an endowment, annuity or qualified long-term care insurance contract, (2) the exchange of an endowment contract for an annuity contract, or for an endowment contract under which payments will begin no later than payments would have begun under the contract exchanged, (3) the exchange of an annuity contract for another annuity contract or for a qualified long-term insurance contract, and (4) the exchange of a qualified long-term care insurance contract for a qualified long-term care insurance contract. Additionally, other tax rules may apply. However, if the insurance policy has an outstanding loan, there may be tax consequences. Depending on the issue date of your original policy or contract, there may be tax or other benefits that are given up to gain the benefits of the new policy or contract. Consider whether the features and benefits of the new policy or contract outweigh any tax or other benefits of the old contract.

For a partial exchange of an annuity contract for another annuity contract, the 1035 exchange is generally tax-free. The investment in the original contract and the earnings on the contract will be allocated proportionately between the original and new contracts. However, per IRS Revenue Procedure 2011-38, if withdrawals are taken from either contract within the 180-day period following an exchange, the IRS will apply general tax principles to determine the appropriate tax treatment of the exchange and subsequent withdrawal. As a result, there may be unexpected tax consequences. You should consult your tax advisor before taking any withdrawal from either contract during the 180-day period following a partial exchange. Different IRS limitations on withdrawals apply to partial exchanges completed prior to October 24, 2011.

Assignment: If you assign or pledge your contract as collateral for a loan, earnings on purchase payments you made after Aug. 13, 1982 will be taxed as a deemed distribution and you may have to pay a 10% IRS penalty.

QUALIFIED ANNUITIES
Adverse tax consequences may result if you do not ensure that contributions, distributions and other transactions under the contract comply with the law. Qualified annuities have minimum distribution rules that govern the timing and amount of distributions. You should refer to your retirement plan’s Summary Plan Description, your IRA disclosure statement, or consult a tax advisor for additional information about the distribution rules applicable to your situation.

When you use your contract to fund a retirement plan or IRA that is already tax-deferred under the Code, the contract will not provide any necessary or additional tax deferral. If your contract is used to fund an employer sponsored plan, your right to benefits may be subject to the terms and conditions of the plan regardless of the terms of the contract.

Annuity payouts: Under a qualified annuity, except a Roth IRA, Roth 401(k) or Roth 403(b), the entire payout generally is includable as ordinary income and is subject to tax unless: (1) the contract is an IRA to which you made non-deductible contributions; or (2) you rolled after-tax dollars from a retirement plan into your IRA; or (3) the contract is used to fund a retirement plan and you or your employer have contributed after-tax dollars.

Annuity payouts from Roth IRAs: In general, the entire payout from a Roth IRA can be free from income and penalty taxes if you have attained age 59 1/2 and meet the five year holding period.

Withdrawals: Under a qualified annuity, except a Roth IRA, Roth 401(k) or Roth 403(b), the entire withdrawal will generally be includable as ordinary income and is subject to tax unless: (1) the contract is an IRA to which you made non-deductible contributions; or (2) you rolled after-tax dollars from a retirement plan into your IRA; or (3) the contract is used to fund a retirement plan and you or your employer have contributed after-tax dollars.

Withdrawals from Roth IRAs: In general, the entire payout from a Roth IRA can be free from income and penalty taxes if you have attained age 59 1/2 and meet the five year holding period.

Required Minimum Distributions: Retirement plans (except for Roth IRAs) are subject to required withdrawals called required minimum distributions (“RMDs”) beginning at age 70 1/2. RMDs are based on the fair market value of your contract at year-end divided by the life expectancy factor. Certain death benefits and optional riders may be considered in determining the fair market value of your contract for RMD purposes. This may cause your RMD to be higher. Inherited IRAs (including inherited Roth IRAs) are subject to special required minimum distribution rules. You should consult your tax advisor prior to making a purchase for an explanation of the potential tax implications to you.

Withholding for IRAs, Roth IRAs, SEPs and SIMPLE IRAs: If you receive taxable income as a result of an annuity payout or a withdrawal, including withdrawals under any optional withdrawal benefit rider, we may deduct withholding against the payment. Any withholding represents a prepayment of your tax due for the year. You take credit for these amounts on your annual income tax return. As long as you have provided us with a valid Social Security Number or Taxpayer Identification Number, you can elect not to have any withholding occur.

If the payment is part of an annuity payout plan, we generally compute the amount of federal income tax withholding using payroll tables. You may provide us with a statement of how many exemptions to use in calculating the withholding. If the

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distribution is any other type of payment (such as a partial or full withdrawal) we compute federal income tax withholding using 10% of the taxable portion.

The federal income tax withholding requirements differ if we deliver payment outside the United States or you are a non-resident alien.

Some states also may impose income tax withholding requirements similar to the federal withholding described above. If this should be the case, we may deduct state income tax withholding from the payment.

Withholding for all other qualified annuities: If you receive directly all or part of the contract value from a qualified annuity, mandatory 20% federal income tax withholding (and possibly state income tax withholding) generally will be imposed at the time the payout is made from the plan. Any withholding represents a prepayment of your tax due for the year. You take credit for these amounts on your annual income tax return. This mandatory withholding will not be imposed if instead of receiving the distribution check, you elect to have the distribution rolled over directly to an IRA or another eligible plan. Payments made to a surviving spouse instead of being directly rolled over to an IRA are also subject to mandatory 20% income tax withholding.

In the below situations, the distribution is subject to an optional 10% withholding instead of the mandatory 20% withholding. We will withhold 10% of the distribution amount unless you elect otherwise.

•	the payout is one in a series of substantially equal periodic payouts, made at least annually, over your life or life expectancy (or the joint lives or life expectancies of you and your designated beneficiary) or over a specified period of 10 years or more;

•	the payout is a RMD as defined under the Code;

•	the payout is made on account of an eligible hardship; or

•	the payout is a corrective distribution.

State withholding also may be imposed on taxable distributions.

Penalties: If you receive amounts from your qualified contract before reaching age 59 1/2, you may have to pay a 10% IRS penalty on the amount includable in your ordinary income. However, this penalty generally will not apply to any amount received:

•	because of your death;

•	because you become disabled (as defined in the Code);

•	if the distribution is part of a series of substantially equal periodic payments made at least annually, over your life or life expectancy (or joint lives or life expectancies of you and your beneficiary);

•	if the distribution is made following severance from employment during the calendar year in which you attain age 55 (TSAs and annuities funding 401(a) plans only);

•	to pay certain medical or education expenses (IRAs only); or

•	if the distribution is made from an inherited IRA.

Death benefits to beneficiaries: The entire death benefit generally is taxable as ordinary income to the beneficiary in the year he/she receives the payments from the qualified annuity. If you made non-deductible contributions to a traditional IRA, the portion of any distribution from the contract that represents after-tax contributions is not taxable as ordinary income to your beneficiary. You are responsible for keeping all records tracking your non-deductible contributions to an IRA. Death benefits under a Roth IRA generally are not taxable as ordinary income to the beneficiary if certain distribution requirements are met. (See also “Benefits in Case of Death — If you Die Before the Retirement Date”).

Change of retirement plan type: IRS regulations allow for rollovers of certain retirement plan distributions. In some circumstances, you may be able to have an intra-contract rollover, keeping the same features and conditions. If the annuity contract you have does not support an intra-contract rollover, you are able to request an IRS approved rollover to another annuity contract or other investment product that you choose. If you choose another annuity contract or investment product, you will be subject to new rules, including a new withdrawal charge schedule for an annuity contract, or other product rules as applicable.

Assignment: You may not assign or pledge your qualified contract as collateral for a loan.

OTHER
Special considerations if you select any optional rider: As of the date of this prospectus, we believe that charges related to these riders are not subject to current taxation. Therefore, we will not report these charges as partial withdrawals from your contract. However, the IRS may determine that these charges should be treated as partial withdrawals subject to taxation to the extent of any gain as well as the 10% tax penalty for withdrawals before the age of 59 1/2, if applicable.

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We reserve the right to report charges for these riders as partial withdrawals if we, as a withholding and reporting agent, believe that we are required to report them. In addition, we will report any benefits attributable to these riders on the death of you or the annuitant as an annuity death benefit distribution, not as proceeds from life insurance.

Important: Our discussion of federal tax laws is based upon our understanding of current interpretations of these laws. Federal tax laws or current interpretations of them may change. For this reason and because tax consequences are complex and highly individual and cannot always be anticipated, you should consult a tax advisor if you have any questions about taxation of your contract.

RiverSource Life’s tax status: We are taxed as a life insurance company under the Code. For federal income tax purposes, the subaccounts are considered a part of our company, although their operations are treated separately in accounting and financial statements. Investment income is reinvested in the fund in which each subaccount invests and becomes part of that subaccount’s value. This investment income, including realized capital gains, is not subject to any withholding for federal or state income taxes. We reserve the right to make such a charge in the future if there is a change in the tax treatment of variable annuities or in our tax status as we then understand it.

Tax qualification: We intend that the contract qualify as an annuity for federal income tax purposes. To that end, the provisions of the contract are to be interpreted to ensure or maintain such tax qualification, in spite of any other provisions of the contract. We reserve the right to amend the contract to reflect any clarifications that may be needed or are appropriate to maintain such qualification or to conform the contract to any applicable changes in the tax qualification requirements. We will send you a copy of any amendments.

Voting Rights

As a contract owner with investments in the subaccounts, you may vote on important fund policies until annuity payouts begin. Once they begin, the person receiving them has voting rights. We will vote fund shares according to the instructions of the person with voting rights.

Before annuity payouts begin, the number of votes you have is determined by applying your percentage interest in each subaccount to the total number of votes allowed to the subaccount.

After annuity payouts begin, the number of votes you have is equal to:

•	the reserve held in each subaccount for your contract; divided by

•	the net asset value of one share of the applicable fund.

As we make annuity payouts, the reserve for the contract decreases; therefore, the number of votes also will decrease.

We calculate votes separately for each subaccount. We will send notice of shareholders’ meetings, proxy materials and a statement of the number of votes to which the voter is entitled. We will vote shares for which we have not received instructions in the same proportion as the votes for which we received instructions. We also will vote the shares for which we have voting rights in the same proportion as the votes for which we received instructions.

Substitution of Investments

We may substitute the funds in which the subaccounts invest if:

•	laws or regulations change;

•	the existing funds become unavailable; or

•	in our judgment, the funds no longer are suitable (or are not the most suitable) for the subaccounts.

If any of these situations occur, and if we believe it is in the best interest of persons having voting rights under the contract, we have the right to substitute a fund currently listed in this prospectus (existing fund) for another fund (new fund). The new fund may have higher fees and/or operating expenses than the existing fund. Also, the new fund may have investment objectives and policies and/or investment advisers which differ from the existing fund.

We may also:

•	add new subaccounts;

•	combine any two or more subaccounts;

•	transfer assets to and from the subaccounts or the variable account; and

•	eliminate or close any subaccounts.

We will notify you of any substitution or change. If we notify you that a subaccount will be eliminated or closed, you will have a certain period of time to tell us where to reallocate purchase payments or contract value currently allocated to that

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subaccount. If we do not receive your reallocation instructions by the due date, we automatically will reallocate to the subaccount investing in the Columbia Variable Portfolio — Cash Management Fund (Class 3). You may then transfer this reallocated amount in accordance with the transfer provisions of your contract (see “Transferring Between Accounts” above).

In the event of substitution or any of these changes, we may amend the contract and take whatever action is necessary and appropriate without your consent or approval. However, we will not make any substitution or change without the necessary approval of the SEC and state insurance departments.

About the Service Providers

PRINCIPAL UNDERWRITER
RiverSource Distributors, Inc. (“RiverSource Distributors”), our affiliate, serves as the principal underwriter of the contract. Its offices are located at 70100 Ameriprise Financial Center, Minneapolis, MN 55474. RiverSource Distributors is a wholly-owned subsidiary of Ameriprise Financial, Inc.

Although we no longer offer the contract for sale, you may continue to make purchase payments if permitted under the terms of your contract. We pay commissions to an affiliated selling firm of up to 5.50% each time a purchase payment is made for contract Option L and 1.00% for contract Option C as well as service/trail commissions of up to 1.00% based on annual total contract value for as long as the contract remains in effect. We also may pay a temporary additional sales commission of up to 1.00% (for both contracts) of purchase payments for a period of time we select. These commissions do not change depending on which subaccounts you choose to allocate your purchase payments.

From time to time and in accordance with applicable laws and regulations, we may also pay or provide the selling firm with various cash and non-cash promotional incentives including, but not limited to bonuses, short-term sales incentive payments, marketing allowances, costs associated with sales conferences and educational seminars and sales recognition awards.

A portion of the payments made to the selling firm may be passed on to its sales representatives in accordance with its internal compensation programs. Those programs may also include other types of cash and non-cash compensation and other benefits. Ask your sales representative for further information about what your sales representative and the selling firm for which he or she works may receive in connection with your contract.

We pay the commissions and other compensation described above from our assets. Our assets include:

•	revenues we receive from fees and expenses that you will pay when buying, owning and making a withdrawal from the contract (see “Expense Summary”);

•	compensation we or an affiliate receive from the underlying funds in the form of distribution and services fees (see “The Variable Account and the Funds — The funds”);

•	compensation we or an affiliate receive from a fund’s investment adviser, subadviser, distributor or an affiliate of any of these (see “The Variable Account and the Funds — The funds”); and

•	revenues we receive from other contracts and policies we sell that are not securities and other businesses we conduct.

You do not directly pay the commissions and other compensation described above as the result of a specific charge or deduction under the contract. However, you may pay part of all of the commissions and other compensation described above indirectly through:

•	fees and expenses we collect from contract owners, including withdrawal charges; and

•	fees and expenses charged by the underlying funds in which the subaccounts you select invest, to the extent we or one of our affiliates receive revenue from the funds or an affiliated person.

ISSUER
RiverSource Life issues the contracts. We are located at 70100 Ameriprise Financial Center, Minneapolis, MN 55474 and are a wholly-owned subsidiary of Ameriprise Financial, Inc.

We conduct a conventional life insurance business. We are licensed to do business in 49 states, the District of Columbia and American Samoa. Our primary products currently include fixed and variable annuity contracts and life insurance policies.

LEGAL PROCEEDINGS
Life insurance companies have been the subject of increasing regulatory, legislative and judicial scrutiny. Numerous state and federal regulatory agencies have commenced examinations and other inquiries of insurance companies regarding sales and marketing practices (including sales to older consumers and disclosure practices), claims handling, and unclaimed property and escheatment practices and procedures. With regard to an industry-wide investigation of unclaimed property and escheatment practices and procedures, RiverSource Life is responding to regulatory audits, market conduct examinations and other inquiries

EVERGREEN PATHWAYS SELECT VARIABLE ANNUITY — PROSPECTUS 63

(including inquiries from the State of Minnesota). RiverSource Life has cooperated with and will continue to cooperate with the applicable regulators regarding their inquiries.

RiverSource Life is involved in the normal course of business in a number of other legal and arbitration proceedings concerning matters arising in connection with the conduct of its business activities. RiverSource Life believes that it is not a party to, nor are any of its properties the subject of, any pending legal, arbitration or regulatory proceedings that would have a material adverse effect on its consolidated financial condition, results of operations or liquidity. However, it is possible that the outcome of any such proceedings could have a material adverse impact on results of operations in any particular reporting period as the proceedings are resolved.

Additional Information

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
RiverSource Life is incorporating by reference in this prospectus information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information that we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC automatically will update and supersede this information. The Annual Report on Form 10-K of RiverSource Life Insurance Company for the year ended December 31, 2012, File No. 33-28976, that we previously filed with the SEC under the Securities Exchange Act of 1934 (1934 Act) is incorporated by reference into this prospectus, as well as all of our subsequent annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC under the 1934 Act. To access this document, see “SEC Filings” under “Investors Relations” on our website at www.ameriprise.com.

RiverSource Life will furnish you without charge a copy of any or all of the documents incorporated by reference into this prospectus, including any exhibits to such documents which have been specifically incorporated by reference. We will do so upon receipt of your written or oral request. You can contact RiverSource Life at the telephone number and address listed on the first page of this prospectus.

AVAILABLE INFORMATION
This prospectus is part of a registration statement we file with the SEC. Additional information on RiverSource Life and on this offering is available in the registration statement. You can obtain copies of these materials at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. In addition to this prospectus, the SAI and information about the contract, information incorporated by reference is available on the EDGAR Database on the SEC’s Internet site at (http://www.sec.gov).

INDEMNIFICATION
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (Securities Act) may be permitted to directors and officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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APPENDICES

Table of Contents and Cross-Reference Table

APPENDIX NAME	PAGE #	CROSS-REFERENCE	PAGE #

Appendix A: Example — Market Value Adjustment (MVA)	p. 66	Guarantee Period Accounts (GPAs)	p. 21

Appendix B: Example — Income Assurer Benefit Rider Fee	p. 68	Charges — Income Assurer Benefit Rider Fee	p. 28

Appendix C: Example — Withdrawal Charges	p. 69	Charges — Withdrawal Charges	p. 25

Appendix D: Example — Death Benefits	p. 74	Benefits in Case of Death	p. 40

Appendix E: Example — Accumulation Protector Benefit Rider	p. 77	Optional Benefits — Accumulation Protector Benefit Rider	p. 43

Appendix F: Guarantor Withdrawal Benefit Rider — Rider B Disclosure	p. 79	Optional Benefits — Guarantor Withdrawal Benefit Rider	p. 45

Appendix G: Example — Guarantor Withdrawal Benefit Rider	p. 84	Optional Benefits — Guarantor Withdrawal Benefit Rider	p. 45

Appendix H: Guarantor Withdrawal Benefit Rider — Additional RMD Disclosure	p. 86	Optional Benefits — Guarantor Withdrawal Benefit Rider	p. 45

Appendix I: Example — Income Assurer Benefit Riders	p. 87	Optional Benefits — Income Assurer Benefit Riders	p. 50

Appendix J: Example — Benefit Protector Death Benefit Rider	p. 92	Optional Benefits — Benefit Protector Death Benefit Rider	p. 54

Appendix K: Example — Benefit Protector Plus Death Benefit Rider	p. 94	Optional Benefits — Benefit Protector Plus Death Benefit Rider	p. 55

Appendix L: Condensed Financial Information (Unaudited)	p. 96	Condensed Financial Information (Unaudited)	p. 13

The purpose of these appendices is first to illustrate the operation of various contract features and riders; second, to provide additional disclosure regarding various contract features and riders; and lastly, to provide condensed financial history (unaudited) of the subaccounts.

In order to demonstrate the contract features and riders, an example may show hypothetical contract values. These contract values do not represent past or future performance. Actual contract values may be more or less than those shown and will depend on a number of factors, including but not limited to the investment experience of the subaccounts and GPAs, and the fees and charges that apply to your contract.

The examples of death benefits and optional riders in appendices D, E, G and I through K include a partial withdrawal to illustrate the effect of a partial withdrawal on the particular benefit. These examples are intended to show how the optional riders operate, and do not take into account whether the rider is part of a qualified contract. Qualified contracts are subject to required minimum distributions at certain ages which may require you to take partial withdrawals from the contract (see “Taxes — Qualified Annuities — Required Minimum Distributions”). If you are considering the addition of certain death benefits and/or optional riders to a qualified contract, you should consult your tax advisor prior to making a purchase for an explanation of the potential tax implications to you.

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Appendix A: Example — Market Value Adjustment (MVA)

As the examples below demonstrate, the application of an MVA may result in either a gain or a loss of principal. We refer to all of the transactions described below as “early withdrawals.”

Assumptions:

•	You purchase a contract and allocate part of your purchase payment to the ten-year GPA; and

•	we guarantee an interest rate of 3.0% annually for your ten-year guarantee period; and

•	after three years, you decide to make a withdrawal from your GPA. In other words, there are seven years left in your guarantee period.

Remember that the MVA depends partly on the interest rate of a new GPA for the same number of years as the guarantee period remaining on your GPA. In this case, that is seven years.

Example 1: Remember that your GPA is earning 3.0%. Assume at the time of your withdrawal new GPAs that we offer with a seven-year guarantee period are earning 3.5%. We add 0.10% to the 3.5% rate to get 3.6%. Your GPA’s 3.0% rate is less than the 3.6% rate and, so the MVA will be negative.

Example 2: Remember again that your GPA is earning 3.0%, and assume that new GPAs that we offer with a seven-year guarantee period are earning 2.5%. We add 0.10% to the 2.5% rate to get 2.6%. In this example, since your GPA’s 3.0% rate is greater than the 2.6% rate, the MVA will be positive. To determine that adjustment precisely, you will have to use the formula described below.

Sample MVA Calculations
The precise MVA formula we apply is as follows:

Early withdrawal amount ×	[(	1 + i 1 + j + .001)	n/12	− 1 ]	= MVA

Where i	= rate earned in the GPA from which amounts are being transferred or withdrawn.

j	= current rate for a new guarantee period equal to the remaining term in the current guarantee period.

n	= number of months remaining in the current guarantee period (rounded up).

Examples — MVA
Using assumptions similar to those we used in the examples above:

•	You purchase a contract and allocate part of your purchase payment to the ten-year GPA;

•	we guarantee an interest rate of 3.0% annually for your ten-year guarantee period; and

•	after three years, you decide to make a $1,000 withdrawal from your GPA. In other words, there are seven years left in your guarantee period.

Example 1: You request an early withdrawal of $1,000 from your ten-year GPA earning a guaranteed interest rate of 3.0%. Assume at the time of your withdrawal new GPAs that we offer with a seven-year guarantee period are earning 3.5%. Using the formula above, we determine the MVA as follows:

$1,000 ×	[(	1.030 1 + .035 + .001)	84/12	− 1]	= –$39.84

In this example, the MVA is a negative $39.84.

Example 2: You request an early withdrawal of $1,000 from your ten-year GPA earning a guaranteed interest rate of 3.0%. Assume at the time of your withdrawal new GPAs that we offer with a seven-year guarantee period are earning 2.5%. Using the formula above, we determine the MVA as follows:

$1,000 ×	[(	1.030 1 + .025 + .001)	84/12	− 1]	= $27.61

In this example, the MVA is a positive $27.61.

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Please note that when you allocate your purchase payment to the ten-year GPA and your purchase payment is in its fourth year from receipt at the beginning of the guarantee period, your withdrawal charge percentage is 6% due to the withdrawal charge schedule under contract Option L. (See “Charges — Withdrawal Charge”). We do not apply MVAs to the amounts we deduct for withdrawal charges, so we would deduct the withdrawal charge from your early withdrawal after we applied the MVA. Also note that when you request an early withdrawal, we withdraw an amount from your GPA that will give you the net amount you requested after we apply the MVA (and any applicable withdrawal charge under contract Option L), unless you request otherwise.

The current interest rate we offer on the GPA will change periodically at our discretion. It is the rate we are then paying on purchase payments, renewals and transfers paid under this class of contracts for guarantee period durations equaling the remaining guarantee period of the GPA to which the formula is being applied.

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Appendix B: Example — Income Assurer Benefit Rider Fee

Example — Income Assurer Benefit Rider Fee
Assumptions:

•	You purchase the contract with a payment of $50,000 and allocate all of your payment to the Protected Investment Options and make no transfers, add-ons or withdrawals; and

•	on the first contract anniversary your total contract value is $55,545; and

•	on the second contract anniversary your total contract value is $53,270.

We would calculate the Guaranteed Income Benefit Base for each Income Assurer Benefit on the second anniversary as follows:

The Income Assurer Benefit – MAV Guaranteed Income Benefit Base is the greatest of the following values:

Purchase Payments less adjusted partial withdrawals:	$50,000
Contract value on the second anniversary:	$53,270
Maximum Anniversary Value:	$55,545

Income Assurer Benefit – MAV Guaranteed Income Benefit Base	$55,545

The Income Assurer Benefit – 5% Accumulation Guaranteed Income Benefit Base is the greatest of the following values:

Purchase Payments less adjusted partial withdrawals:	$50,000
Contract value on the second anniversary:	$53,270
5% Variable Account Floor = 1.05 × 1.05 × $50,000	$55,125

Income Assurer Benefit – 5% Accumulation Guaranteed Income Benefit Base	$55,125

The Income Assurer Benefit – Greater of MAV or 5% Accumulation Guaranteed Income Benefit Base
is the greatest of the following values:

Purchase Payments less adjusted partial withdrawals:	$50,000
Contract value on the second anniversary:	$53,270
Maximum Anniversary Value:	$55,545
5% Variable Account Floor = 1.05 × 1.05 × $50,000	$55,125

Income Assurer Benefit – Greater of MAV or 5% Accumulation Guaranteed Income Benefit Base	$55,545

The Income Assurer Benefit fee deducted from your contract value would be:
Income Assurer Benefit – MAV fee =	0.30% × $55,545 = $166.64
Income Assurer Benefit – 5% Accumulation Benefit Base fee =	0.60% × $55,125 = $330.75
Income Assurer Benefit – MAV or 5% Accumulation Benefit Base fee =	0.65% × $55,545 = $361.04

 68  EVERGREEN PATHWAYS SELECT VARIABLE ANNUITY — PROSPECTUS

Appendix C: Example — Withdrawal Charges

The examples below show how the withdrawal charge for a full and partial withdrawal is calculated for a contract with a four-year withdrawal charge schedule. Each example illustrates the amount of the withdrawal charge for both a contract that experiences gains and a contract that experiences losses, given the same set of assumptions.

For purposes of calculating any withdrawal charge, including the examples illustrated below, we treat amounts withdrawn from your contract value in the following order:

1.	First, in each contract year, we withdraw amounts totaling up to 10% of your prior anniversary’s contract value or your contract’s remaining benefit payment if you elected the Guarantor Withdrawal Benefit rider and your remaining benefit payment is greater than 10% of your prior anniversary’s contract value. We do not assess a withdrawal charge on this amount.

2.	Next, we withdraw contract earnings, if any, that are greater than the amount described in number one above. We do not assess a withdrawal charge on contract earnings.

3.	Next we withdraw purchase payments received prior to the withdrawal charge period shown in your contract. We do not assess a withdrawal charge on these purchase payments.

4.	Finally, if necessary, we withdraw purchase payments received that are still within the withdrawal charge period you selected and shown in your contract. We withdraw these payments on a “first-in, first-out” (FIFO) basis. We do assess a withdrawal charge on these payments.

After withdrawing earnings in numbers one and two above, we next withdraw enough additional contract value (ACV) to meet your requested withdrawal amount. If the amount described in number one above was greater than contract earnings prior to the withdrawal, the excess (XSF) will be excluded from the purchase payments being withdrawn that were received most recently when calculating the withdrawal charge. We determine the amount of purchase payments being withdrawn (PPW) in numbers three and four above as:

       PPW = XSF + (ACV – XSF) / (CV − TFA) × (PPNPW − XSF)

If the additional contract value withdrawn is less than XSF, then PPW will equal ACV.

We determine current contract earnings (CE) by looking at the entire contract value (CV), not the earnings of any particular subaccount or GPA. If the contract value is less than purchase payments received and not previously withdrawn (PPNPW) then contract earnings are zero.

EVERGREEN PATHWAYS SELECT VARIABLE ANNUITY — PROSPECTUS 69

Full withdrawal charge calculation — four year withdrawal charge schedule:

This is an example of how we calculate the withdrawal charge on a contract with a four-year (from the date of each purchase payment) withdrawal charge schedule and the following history:

Assumptions:

•	We receive a single $50,000 purchase payment; and

•	You withdraw the contract for its total value in the fourth contract year after you made the single purchase payment. The withdrawal charge percentage in the fourth year after a purchase payment is 6.0%; and

•	You have made no prior withdrawals.

We will look at two situations, one where the contract has a gain and another where there is a loss:

	Contract with Gain	Contract with Loss

Contract value just prior to withdrawal:	$60,000.00	$40,000.00
Contract value on prior anniversary:	58,000.00	42,000.00

We calculate the withdrawal charge as follows:
Step 1.	First, we determine the amount of earnings available in the contract at the time of withdrawal as:
	Contract value just prior to withdrawal (CV):	60,000.00	40,000.00
	Less purchase payments received and not previously withdrawn (PPNPW):	50,000.00	50,000.00

	Earnings in the contract (but not less than zero):	10,000.00	0.00
Step 2.	Next, we determine the Total Free Amount (TFA) available in the contract as the greatest of the following values:
	Earnings in the contract:	10,000.00	0.00
	10% of the prior anniversary’s contract value:	5,800.00	4,200.00

	TFA (but not less than zero):	10,000.00	4,200.00
Step 3.	Next we determine ACV, the amount by which the contract value withdrawn exceeds earnings.
	Contract value withdrawn:	60,000.00	40,000.00
	Less earnings in the contract:	10,000.00	0.00

	ACV (but not less than zero):	50,000.00	40,000.00
Step 4.	Next we determine XSF, the amount by which 10% of the prior anniversary’s contract value exceeds earnings.
	10% of the prior anniversary’s contract value:	5,800.00	4,200.00
	Less earnings in the contract:	10,000.00	0.00

	XSF (but not less than zero):	0.00	4,200.00
Step 5.	Now we can determine how much of the PPNPW is being withdrawn (PPW) as follows:
	PPW = XSF + (ACV − XSF) / (CV − TFA) × (PPNPW − XSF)

	XSF from Step 4 =	0.00	4,200.00
	ACV from Step 3 =	50,000.00	40,000.00
	CV from Step 1 =	60,000.00	40,000.00
	TFA from Step 2 =	10,000.00	4,200.00
	PPNPW from Step 1 =	50,000.00	50,000.00

	PPW =	50,000.00	50,000.00

 70  EVERGREEN PATHWAYS SELECT VARIABLE ANNUITY — PROSPECTUS

		Contract with Gain	Contract with Loss

Step 6.	We then calculate the withdrawal charge as a percentage of PPW. Note that for a contract with a loss, PPW may be greater than the amount you request to withdraw:
	PPW:	50,000.00	50,000.00
	less XSF:	0.00	4,200.00

	amount of PPW subject to a withdrawal charge:	50,000.00	45,800.00
	multiplied by the withdrawal charge rate:	× 6.0%	× 6.0%

	withdrawal charge:	3,000.00	2,748.00
Step 7.	The dollar amount you will receive as a result of your full withdrawal is determined as:
	Contract value withdrawn:	60,000.00	40,000.00
	Withdrawal charge:	(3,000.00)	(2,748.00)
	Contract charge (assessed upon full withdrawal):	(40.00)	(40.00)

	Net full withdrawal proceeds:	56,960.00	37,212.00

EVERGREEN PATHWAYS SELECT VARIABLE ANNUITY — PROSPECTUS 71

Partial withdrawal charge calculation — four-year withdrawal charge schedule:

This is an example of how we calculate the withdrawal charge on a contract with a four-year (from the date of each purchase payment) withdrawal charge schedule and the following history:

Assumptions:

•	We receive a single $50,000 purchase payment; and

•	You request a net partial withdrawal in the fourth contract year after you made the single purchase payment. The withdrawal charge percentage in the fourth year after a purchase payment is 6.0%; and

•	You have made no prior withdrawals.

We will look at two situations, one where the contract has a gain and another where there is a loss:

	Contract with Gain	Contract with Loss

Contract value just prior to withdrawal:	$60,000.00	$40,000.00
Contract value on prior anniversary:	58,000.00	42,000.00

We determine the amount of contract value that must be withdrawn in order for the net partial withdrawal proceeds to match the amount requested. We start with an estimate of the amount of contract value to withdraw and calculate the resulting withdrawal charge and net partial withdrawal proceeds as illustrated below. We then adjust our estimate and repeat until we determine the amount of contract value to withdraw that generates the desired net partial withdrawal proceeds.

We calculate the withdrawal charge for each estimate as follows:
Step 1.	First, we determine the amount of earnings available in the contract at the time of withdrawal as:
	Contract value just prior to withdrawal (CV):	60,000.00	40,000.00
	Less purchase payments received and not previously withdrawn (PPNPW):	50,000.00	50,000.00

	Earnings in the contract (but not less than zero):	10,000.00	0.00
Step 2.	Next, we determine the Total Free Amount (TFA) available in the contract as the greatest of the following values:
	Earnings in the contract:	10,000.00	0.00
	10% of the prior anniversary’s contract value:	5,800.00	4,200.00

	TFA (but not less than zero):	10,000.00	4,200.00
Step 3.	Next we determine ACV, the amount by which the contract value withdrawn exceeds earnings.
	Contract value withdrawn:	15,319.15	15,897.93
	Less earnings in the contract:	10,000.00	0.00

	ACV (but not less than zero):	5,319.15	15,897.93
Step 4.	Next we determine XSF, the amount by which 10% of the prior anniversary’s contract value exceeds earnings.
	10% of the prior anniversary’s contract value:	5,800.00	4,200.00
	Less earnings in the contract:	10,000.00	0.00

	XSF (but not less than zero):	0.00	4,200.00
Step 5.	Now we can determine how much of the PPNPW is being withdrawn (PPW) as follows:

	PPW = XSF + (ACV − XSF) / (CV − TFA) × (PPNPW − XSF)

	XSF from Step 4 =	0.00	4,200.00
	ACV from Step 3 =	5,319.15	15,897.93
	CV from Step 1 =	60,000.00	40,000.00
	TFA from Step 2 =	10,000.00	4,200.00
	PPNPW from Step 1 =	50,000.00	50,000.00

	PPW =	5,319.15	19,165.51

 72  EVERGREEN PATHWAYS SELECT VARIABLE ANNUITY — PROSPECTUS

		Contract with Gain	Contract with Loss

Step 6.	We then calculate the withdrawal charge as a percentage of PPW. Note that for a contract with a loss, PPW may be greater than the amount you request to withdraw:
	PPW:	5,319.15	19,165.51
	less XSF:	0.00	4,200.00

	amount of PPW subject to a withdrawal charge:	5,319.15	14,965.51
	multiplied by the withdrawal charge rate:	× 6.0%	× 6.0%

	withdrawal charge:	319.15	897.93
Step 7.	The dollar amount you will receive as a result of your partial withdrawal is determined as:
	Contract value withdrawn:	15,319.15	15,897.93
	Withdrawal charge:	(319.15)	(897.93)

	Net partial withdrawal proceeds:	15,000.00	15,000.00

EVERGREEN PATHWAYS SELECT VARIABLE ANNUITY — PROSPECTUS 73

Appendix D: Example — Death Benefits

Example — ROP Death Benefit

Assumptions:

•	You purchase the contract with a payment of $20,000. You select contract Option L; and

•	on the first contract anniversary you make an additional purchase payment of $5,000; and

•	during the second contract year the contract value falls to $22,000 and you take a $1,500 partial withdrawal, including withdrawal charge; and

•	during the third contract year the contract value grows to $23,000.

We calculate the ROP Death Benefit as follows:
1. Contract value at death:	$23,000.00

2. Purchase payments minus adjusted partial withdrawals:
Total purchase payments:	$25,000.00
minus adjusted partial withdrawals calculated as:

$1,500 × $25,000 $22,000 =	−1,704.55

for a death benefit of:	$23,295.45

ROP Death Benefit, calculated as the greatest of these two values:	$23,295.45

Example — MAV Death Benefit

Assumptions:

•	You purchase the contract with a payment of $25,000. You select contract Option L; and

•	on the first contract anniversary the contract value grows to $26,000; and

•	during the second contract year the contract value falls to $22,000, at which point you take a $1,500 (including withdrawal charge) partial withdrawal, leaving a contract value of $20,500.

We calculate the MAV Death Benefit, which is based on the greater of three values, as follows:
1. Contract value at death:	$20,500.00
2. Purchase payments minus adjusted partial withdrawals:
Total purchase payments:	$25,000.00
minus adjusted partial withdrawals, calculated as:

$1,500 × $25,000 $22,000 =	−1,704.55

for a death benefit of:	$23,295.45

3. The MAV immediately preceding the date of death:
Greatest of your contract anniversary values:	$26,000.00
plus purchase payments made since the prior anniversary:	+0.00
minus the death benefit adjusted partial withdrawals, calculated as:

$1,500 × $26,000 $22,000 =	−1,772.73

for a death benefit of:	$24,227.27

The MAV Death Benefit, calculated as the greatest of these three values, which is the MAV:	$24,227.27

 74  EVERGREEN PATHWAYS SELECT VARIABLE ANNUITY — PROSPECTUS

Example — 5% Accumulation Death Benefit

Assumptions:

•	You purchase the contract with a payment of $25,000 with $5,000 allocated to the GPAs and $20,000 allocated to the subaccounts. You select Contract Option L; and

•	on the first contract anniversary the GPA value is $5,200 and the subaccount value is $17,000. Total contract value is $23,200; and

•	during the second contract year the GPA value is $5,300 and the subaccount value is $19,000. Total contract value is $24,300. You take a $1,500 partial withdrawal (including withdrawal charges) all from the subaccounts, leaving the contract value at $22,800.

The death benefit, which is based on the greater of three values, is calculated as follows:
1. Contract value at death:	$22,800.00

2. Purchase payments minus adjusted partial withdrawals:
Total purchase payments:	$25,000.00
minus adjusted partial withdrawals, calculated as:

$1,500 × $25,000 $24,300 =	−1,543.21

for a death benefit of:	$23,456.79

3. The 5% variable account floor:
The variable account floor calculated as: 1.05 × $20,000 =	$21,000.00
plus amounts allocated to the subaccounts since that anniversary:	+0.00
minus the 5% variable account floor adjusted partial withdrawal from the subaccounts, calculated as:

$1,500 × $21,000 $19,000 =	−$1,657.89

variable account floor benefit:	$19,342.11
plus the GPA value:	+5,300.00
5% variable account floor (value of the GPAs and the variable account floor):	$24,642.11

The 5% Accumulation Death Benefit, calculated as the greatest of these three values, which is the 5% variable account floor:	$24,642.11

EVERGREEN PATHWAYS SELECT VARIABLE ANNUITY — PROSPECTUS 75

Example — Enhanced Death Benefit

Assumptions:

•	You purchase the contract with a payment of $25,000 with $5,000 allocated to the GPAs and $20,000 allocated to the subaccounts. You select Contract Option L; and

•	on the first contract anniversary, the GPAs value is $5,200 and the subaccount value is $17,000. Total contract value is $23, 200; and

•	during the second contract year, the GPA value is $5,300 and the subaccount value is $19,000. Total contract value is $24,300. You take a $1,500 partial withdrawal (including withdrawal charges) all from the subaccounts, leaving the contract value at $22,800.

The death benefit, which is the greatest of four values, is calculated as follows:
1. Contract value at death:	$22,800.00

2. Purchase payments minus adjusted partial withdrawals:
Total purchase payments:	$25,000.00
minus adjusted partial withdrawals, calculated as:

$1,500 × $25,000 $24,300 =	−1,543.21

for a ROP Death Benefit of:	$23,456.79

3. The MAV on the anniversary immediately preceding the date of death:
The MAV on the immediately preceding anniversary:	$25,000.00
plus purchase payments made since that anniversary:	+0.00
minus adjusted partial withdrawals made since that anniversary, calculated as:

$1,500 × $25,000 $24,300 =	−1,543.21

for a MAV Death Benefit of:	$23,456.79

4. The 5% variable account floor:
The variable account floor on the first contract anniversary, calculated as:
1.05 × $20,000 =	$21,000.00
plus amounts allocated to the subaccounts since that anniversary:	+0.00
minus the 5% variable account floor adjusted partial withdrawal from the subaccounts, calculated as:

$1,500 × $21,000 $19,000 =	−$1,657.89

variable account floor benefit:	$19,342.11
plus the GPA value:	+5,300.00
5% variable account floor (value of the GPAs and the variable account floor):	$24,642.11

EDB, calculated as the greatest of these four values, which is the 5% variable account floor:	$24,642.11

 76  EVERGREEN PATHWAYS SELECT VARIABLE ANNUITY — PROSPECTUS

Appendix E: Example — Accumulation Protector Benefit Rider

Automatic Step Up
This example shows increases in the Minimum Contract Accumulation Value (MCAV) in the second, third and seventh contract anniversaries. These increases occur because of the automatic step up feature of the rider. The automatic step up does not create contract value, guarantee the performance of any underlying fund in which a subaccount invests, or provide a benefit that can be withdrawn or paid upon death. Rather, the automatic step up is an interim calculation used to arrive at the final MCAV which determines whether a benefit will be paid under the rider on the Benefit Date.

Assumptions:

•	You purchase a contract with a four-year withdrawal schedule with a payment of $125,000; and

•	you make no additional purchase payments to the contract; and

•	you take partial withdrawals from the contract on the fifth and eighth contract anniversaries in the amounts of $2,000 and $5,000, respectively; and

•	contract values increase or decrease according to the hypothetical assumed net rate of return; and

•	you do not exercise the elective step up option available under the rider; and

•	you do not change PN program investment options.

Based on these assumptions, the waiting period expires at the end of the 10th contract year. The rider then ends. On the benefit date, the hypothetical assumed contract value is $108,118 and the MCAV is $136,513, so the contract value would be reset to equal the MCAV, or $136,513.

			MCAV	Hypothetical	Hypothetical
Contract			Adjusted	Assumed	Assumed
Duration	Purchase	Partial	Partial	Net Rate	Contract
in Years	Payments	Withdrawals	Withdrawal	of Return	Value	MCAV

At Issue	$125,000	$ N/A	$ N/A	N/A	$125,000	$125,000

1	0	0	0	12.0%	140,000	125,000

2	0	0	0	15.0%	161,000	128,800	(2)

3	0	0	0	3.0%	165,830	132,664	(2)

4	0	0	0	–8.0%	152,564	132,664

5	0	2,000	2,046	–15.0%	127,679	130,618

6	0	0	0	20.0%	153,215	130,618

7	0	0	0	15.0%	176,197	140,958	(2)

8	0	5,000	4,444	–10.0%	153,577	136,513

9	0	0	0	–20.0%	122,862	136,513

10(1)	0	0	0	–12.0%	108,118	136,513

(1)	The APB benefit date.
(2)	These values indicate where the automatic step up feature increased the MCAV.

Important Information About This Example:

•	If the actual rate of return during the waiting period causes the contract value to equal or exceed the MCAV on the benefit date, no benefit is paid under this rider.

•	Even if a benefit is paid under the rider on the benefit date, contract value allocated to the variable account after the benefit date continues to vary with the market and may go up or go down.

Elective Step Up
This example shows increases in the Minimum Contract Accumulation Value (MCAV) on the first, second, third and seventh contract anniversaries. These increases occur only if you exercise the elective step up Option within 30 days following the contract anniversary. The contract value on the date we receive your written request to step up must be greater than the MCAV on that date. The elective step up does not create contract value, guarantee the performance of any underlying fund in which a subaccount invests, or provide a benefit that can be withdrawn or paid upon death. Rather, the elective step up is an interim calculation used to arrive at the final MCAV which determines whether a benefit will be paid under the rider on the benefit date.

Assumptions:

•	You purchase a contract with a four-year withdrawal schedule with a payment of $125,000; and

•	you make no additional purchase payments to the contract; and

EVERGREEN PATHWAYS SELECT VARIABLE ANNUITY — PROSPECTUS 77

•	you take partial withdrawals from the contract on the fifth, eighth and thirteenth contract anniversaries in the amounts of $2,000, $5,000 and $7,500, respectively; and

•	contract values increase or decrease according to the hypothetical assumed net rate of return; and,

•	the elective step up is exercised on the first, second, third and seventh contract anniversaries; and

•	you do not change PN program investment options.

Based on these assumptions, the 10 year waiting period restarts each time you exercise the elective step up option (on the first, second, third and seventh contract anniversaries in this example). The waiting period expires at the end of the 10th contract year following the last exercise of the elective step up option. When the waiting period expires, the rider ends. On the benefit date the hypothetical assumed contract values is $99,198 and the MCAV is $160,117, so the contract value would be reset to equal the MCAV, or $160,117.

	Years				MCAV	Hypothetical	Hypothetical
Contract	Remaining in				Adjusted	Assumed	Assumed
Duration	the Waiting		Purchase	Partial	Partial	Net Rate	Contract
in Years	Period		Payments	Withdrawals	Withdrawal	of Return	Value	MCAV

At Issue	10		$125,000	$ N/A	$ N/A	N/A	$125,000	$125,000

1	10	(2)	0	0	0	12.0%	140,000	140,000	(3)

2	10	(2)	0	0	0	15.0%	161,000	161,000	(3)

3	10	(2)	0	0	0	3.0%	165,830	165,830	(3)

4	9		0	0	0	–8.0%	152,564	165,830

5	8		0	2,000	2,558	–15.0%	127,679	163,272

6	7		0	0	0	20.0%	153,215	163,272

7	10	(2)	0	0	0	15.0%	176,197	176,197	(3)

8	9		0	5,000	5,556	–10.0%	153,577	170,642

9	8		0	0	0	–20.0%	122,862	170,642

10	7		0	0	0	–12.0%	108,118	170,642

11	6		0	0	0	3.0%	111,362	170,642

12	5		0	0	0	4.0%	115,817	170,642

13	4		0	7,500	10,524	5.0%	114,107	160,117

14	3		0	0	0	6.0%	120,954	160,117

15	2		0	0	0	–5.0%	114,906	160,117

16	1		0	0	0	–11.0%	102,266	160,117

17(1)	0		0	0	0	–3.0%	99,198	160,117

(1)	The APB benefit date.
(2)	The waiting period restarts when the elective step up is exercised.
(3)	These values indicate when the elective step up feature increased the MCAV.

Important Information About This Example:

•	If the actual rate of return during the waiting period causes the contract value to equal or exceed the MCAV on the benefit date, no benefit is paid under this rider.

•	Exercising the elective step up provision may result in an increase in the charge that you pay for this rider.

•	Even if a benefit is paid under the rider on the benefit date, contract value allocated to the variable account after the benefit date continues to vary with the market and may go up or go down.

 78  EVERGREEN PATHWAYS SELECT VARIABLE ANNUITY — PROSPECTUS

Appendix F: Guarantor Withdrawal Benefit Rider —
Rider B Disclosure

GUARANTOR WITHDRAWAL BENEFIT RIDER
The Guarantor Withdrawal Benefit rider is an optional benefit that was offered for an additional annual charge if:

•	your contract application was signed prior to April 29, 2005(1),(2);

•	the rider was available in your state; and

•	you and the annuitant were 79 or younger on the date the contract was issued.

(1)	The Guarantor Withdrawal Benefit is not available under an inherited qualified annuity.
(2)	In previous disclosure, we have referred to this rider as Rider B. This rider is no longer available for purchase. See the Guarantor Withdrawal Benefit section in this prospectus for information about currently offered version of this benefit. See the rider attached to your contract for the actual terms of the benefit you purchased.

You must elect the Guarantor Withdrawal Benefit rider when you purchase your contract (original rider). This benefit may not be available in your state. The original rider you receive at contract issue offers an elective annual step-up and any withdrawal after a step up during the first three years is considered an excess withdrawal, as described below. The rider effective date of the original rider is the contract issue date.

We will offer you the option of replacing the original rider with a new Guarantor Withdrawal Benefit (enhanced rider), if available in your state. The enhanced rider offers an automatic annual step-up and a withdrawal after a step up during the first three years is not necessarily an excess withdrawal, as described below. The effective date of the enhanced rider will be the contract issue date except for the automatic step-up which will apply to contract anniversaries that occur after you accept the enhanced rider. The descriptions below apply to both the original and enhanced riders unless otherwise noted.

The Guarantor Withdrawal Benefit initially provides a guaranteed minimum withdrawal benefit that gives you the right to take limited partial withdrawals in each contract year that over time will total an amount equal to your purchase payments. Certain withdrawals and step ups, as described below, can cause the initial guaranteed withdrawal benefit to change. The guarantee remains in effect if your partial withdrawals in a contract year do not exceed the allowed amount. As long as your withdrawals in each contract year do not exceed the allowed amount, you will not be assessed a withdrawal charge. Under the original rider, the allowed amount is the Guaranteed Benefit Payment (GBP — the amount you may withdraw under the terms of the rider in each contract year, subject to certain restrictions prior to the third contract anniversary, as described below). Under the enhanced rider, the allowed amount is equal to 7% of purchase payments for the first three years, and the GBP in all other years.

If you withdraw an amount greater than the allowed amount in a contract year, we call this an “excess withdrawal” under the rider. If you make an excess withdrawal under the rider:

•	withdrawal charges, if applicable, will apply only to the amount of the withdrawal that exceeds the allowed amount;

•	the guaranteed benefit amount will be adjusted as described below; and

•	the remaining benefit amount will be adjusted as described below.

For a partial withdrawal that is subject to a withdrawal charge, the amount we actually deduct from your contract value will be the amount you request plus any applicable withdrawal charge (see “Charges — Withdrawal Charge”). Market value adjustments, if applicable, will also be made (see “Guarantee Period Accounts (GPAs) — Market Value Adjustment”). We pay you the amount you request. Any partial withdrawals you take under the contract will reduce the value of the death benefits (see “Benefits in Case of Death”). Upon full withdrawal of the contract, you will receive the remaining contract value less any applicable charges (see “Withdrawals”).

Once elected, the Guarantor Withdrawal Benefit rider may not be cancelled and the fee will continue to be deducted until the contract is terminated, the contract value reduces to zero (described below) or annuity payouts begin. If you select the Guarantor Withdrawal Benefit rider, you may not select an Income Assurer Benefit rider or the Accumulation Protector Benefit rider. If you exercise the annual step up election (see “Elective Step Up” and “Annual Step Up” below), the special spousal continuation step up election (see “Spousal Continuation and Special Spousal Continuation Step Up” below) or change your PN program model portfolio or investment option, the rider charge may change (see “Charges”).

You should consider whether the Guarantor Withdrawal Benefit is appropriate for you because:

•	Use of Asset Allocation Program Required: You must participate in the asset allocation program (see “Making the Most of Your Contract — Asset Allocation Program”), however, you may have elected to participate in the Portfolio Navigator program after May 1, 2006 (see “Making the Most of Your Contract — Portfolio Navigator Program”). The Portfolio Navigator program and the asset allocation program limit your choice of investments. This means you will not be able to allocate contract value to all of the subaccounts or GPAs that are available under the contract to contract owners who do not elect this rider;

EVERGREEN PATHWAYS SELECT VARIABLE ANNUITY — PROSPECTUS 79

•	Tax Considerations for Non-Qualified Annuities: Withdrawals are taxable income to the extent of earnings. Withdrawals of earnings before age 59 1/2 may incur a 10% IRS early withdrawal penalty.

•	Tax Considerations for Qualified Annuities: Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract (see “Taxes — Qualified Annuities — Required Minimum Distributions”). If you have a qualified annuity, you may need to take an RMD. If you make a withdrawal in any contract year to satisfy an RMD, this may constitute an excess withdrawal, as defined below, and the excess withdrawal procedures described below will apply. Under the terms of the enhanced rider, we allow you to satisfy the RMD based on the life expectancy RMD for your contract and the requirements of the Code and regulations in effect when you purchase your contract, without the withdrawal being treated as an excess withdrawal. It is our current administrative practice to make the same accommodation under the original rider, however, we reserve the right to discontinue our administrative practice and will give you 30 days’ written notice of any such change. See Appendix G for additional information. RMD rules follow the calendar year which most likely does not coincide with your contract year and therefore may limit when you can take your RMD and not be subject to excess withdrawal processing. You should consult your tax advisor before you select this optional rider if you have any questions about the use of this rider in your tax situation;

•	Limitations on TSAs: Your right to take withdrawals is restricted if your contract is a TSA (see “TSA — Special Provisions”). Therefore, the Guarantor Withdrawal Benefit rider may be of limited value to you. You should consult your tax advisor before you select this optional rider if you have any questions about the use of this rider in your tax situation;

•	Limitations on Purchase Payments: We reserve the right to limit the cumulative amount of purchase payments. For current limitations, see “Buying Your Contract — Purchase Payments;”

•	Interaction with the Total Free Amount (TFA) contract provision: The TFA is the amount you are allowed to withdraw in each contract year without incurring a withdrawal charge (see “Charges — Withdrawal Charge”). The TFA may be greater than GBP under this rider. Any amount you withdraw in a contract year under the contract’s TFA provision that exceeds the GBP is subject to the excess withdrawal procedures for the GBA and RBA described below.

The terms “Guaranteed Benefit Amount” and “Remaining Benefit Amount” are described below. Each is used in the operation of the GBP, the RBP, the elective step up, the annual step up, the special spousal continuation step up and the Guarantor Withdrawal Benefit annuity payout option.

Guaranteed Benefit Amount
The Guaranteed Benefit Amount (GBA) is equal to the initial purchase payment, adjusted for subsequent purchase payments, partial withdrawals in excess of the GBP, and step ups. The maximum GBA is $5,000,000.

The GBA is determined at the following times:

•	At contract issue — the GBA is equal to the initial purchase payment;

•	When you make additional purchase payments — each additional purchase payment has its own GBA equal to the amount of the purchase payment. The total GBA when an additional purchase payment is added is the sum of the individual GBAs immediately prior to the receipt of the additional purchase payment, plus the GBA associated with the additional purchase payment;

•	At step up — (see “Elective Step Up” and “Annual Step Up” headings below);

•	When you make a partial withdrawal:

a)	and all of your withdrawals in the current contract year, including the current withdrawal, are less than or equal to the GBP — the GBA remains unchanged. If the partial withdrawal is taken during the first three years, the GBA and the GBP are calculated after the reversal of any prior step ups;

b)	and all of your withdrawals in the current contract year, including the current withdrawal, are greater than the GBP — the following excess withdrawal procedure will be applied to the GBA. If the partial withdrawal is taken during the first three years, the GBA and the GBP are calculated after the reversal of any prior step ups;

c)	under the original rider in a contract year after a step up but before the third contract anniversary — the following excess withdrawal procedure will be applied to the GBA. If the partial withdrawal is taken during the first three years, the GBA and the GBP are calculated after the reversal of any prior step ups.

GBA EXCESS WITHDRAWAL PROCEDURE
The total GBA will automatically be reset to the lesser of (a) the total GBA immediately prior to the withdrawal; or (b) the contract value immediately following the withdrawal. If there have been multiple purchase payments, each payment’s GBA after the withdrawal will be reset to equal that payment’s RBA after the withdrawal plus (a) times (b), where:

(a)	is the ratio of the total GBA after the withdrawal less the total RBA after the withdrawal to the total GBA before the withdrawal less the total RBA after the withdrawal; and

 80  EVERGREEN PATHWAYS SELECT VARIABLE ANNUITY — PROSPECTUS

(b)	is each payment’s GBA before the withdrawal less that payment’s RBA after the withdrawal.

Remaining Benefit Amount
The remaining benefit amount (RBA) at any point is the total guaranteed amount available for future partial withdrawals. The maximum RBA is $5,000,000.

The RBA is determined at the following times:

•	At contract issue — the RBA is equal to the initial purchase payment;

•	When you make additional purchase payments — each additional purchase payment has its own RBA equal to the amount of the purchase payment. The total RBA when an additional purchase payment is added is the sum of the individual RBAs immediately prior to the receipt of the additional purchase payment, plus the RBA associated with the additional payment;

•	At step up — (see “Elective Step Up” and “Annual Step Up” headings below);

•	When you make a partial withdrawal:

a)	and all of your withdrawals in the current contract year, including the current withdrawal, are less than or equal to the GBP — the RBA becomes the RBA immediately prior to the partial withdrawal, less the partial withdrawal. If the partial withdrawal is taken during the first three years, the RBA and the GBP are calculated after the reversal of any prior step ups;

b)	and all of your withdrawals in the current contract year, including the current withdrawal, are greater than the GBP — the following excess withdrawal procedure will be applied to the RBA. If the partial withdrawal is taken during the first three years, the RBA and the GBP are calculated after the reversal of any prior step ups;

c)	under the original rider after a step up but before the third contract anniversary — the following excess withdrawal procedure will be applied to the RBA. If the partial withdrawal is taken during the first three years, the RBA and the GBP are calculated after the reversal of any prior step ups.

RBA EXCESS WITHDRAWAL PROCEDURE
The RBA will automatically be reset to the lesser of (a) the contract value immediately following the withdrawal, or (b) the RBA immediately prior to the withdrawal, less the amount of the withdrawal.

If there have been multiple purchase payments, any reduction of the RBA will be taken out of each payment’s RBA in the following manner:

The withdrawal amount up to the remaining benefit payment (defined below) is taken out of each RBA bucket in proportion to its remaining benefit payment at the time of the withdrawal; and the withdrawal amount above the remaining benefit payment and any amount determined by the excess withdrawal procedure are taken out of each RBA bucket in proportion to its RBA at the time of the withdrawal.

Guaranteed Benefit Payment
Under the original rider, the GBP is the amount you may withdraw under the terms of the rider in each contract year, subject to certain restrictions prior to the third anniversary.

Under the enhanced rider, the GBP is the withdrawal amount that you are entitled to take each contract year after the third anniversary until the RBA is depleted.

Under both the original and enhanced riders, the GBP is the lesser of (a) 7% of the GBA; or (b) the RBA.

If you withdraw less than the GBP in a contract year, there is no carry over to the next contract year.

Remaining Benefit Payment
Under the original rider, at the beginning of each contract year, the remaining benefit payment (RBP) is set as the lesser of (a) the GBP, or (b) the RBA.

Under the enhanced rider, at the beginning of each contract year, during the first three years and prior to any withdrawal, the RBP for each purchase payment is set equal to that purchase payment multiplied by 7%. At the beginning of any other contract year, each individual RBP is set equal to each individual GBP.

Each additional purchase payment has its own RBP established equal to that payment’s GBP. The total RBP is equal to the sum of the individual RBPs.

Whenever a partial withdrawal is made, the RBP equals the RBP immediately prior to the partial withdrawal less the amount of the partial withdrawal, but not less than zero.

EVERGREEN PATHWAYS SELECT VARIABLE ANNUITY — PROSPECTUS 81

Elective Step Up (under the original rider only)
You have the option to increase the RBA, the GBA, the GBP and the RBP beginning with the first contract anniversary. An annual elective step up option is available for 30 days after the contract anniversary. The elective step up option allows you to step up the remaining benefit amount and guaranteed benefit amount to the contract value on the valuation date we receive your written request to step up.

The elective step up is subject to the following rules:

•	if you do not take any withdrawals during the first three contract years, you may step up annually beginning with the first contract anniversary;

•	if you take any withdrawals during the first three contract years, the annual elective step up will not be available until the third contract anniversary;

•	if you step up on the first or second contract anniversary but then take a withdrawal prior to the third contract anniversary, you will lose any prior step ups and the withdrawal will be considered an excess withdrawal subject to the GBA and RBA excess withdrawal procedures discussed under the “Guaranteed Benefit Amount” and “Remaining Benefit Amount” headings above; and

•	you may take withdrawals on or after the third contract anniversary without reversal of previous step ups.

You may only step up if your contract anniversary value is greater than the RBA. The elective step up will be determined as follows:

•	The effective date of the elective step up is the contract anniversary.

•	The RBA will be increased to an amount equal to the contract anniversary value.

•	The GBA will be increased to an amount equal to the greater of (a) the GBA immediately prior to the elective step up; or (b) the contract anniversary value.

•	The GBP will be increased to an amount equal to the greater of (a) the GBP immediately prior to the elective step up; or (b) 7% of the GBA after the elective step up.

•	The RBP will be increased to the lesser of (a) the RBA after the elective step up; or (b) the GBP after the elective step up.

You may elect a step up only once each contract year within 30 days after the contract anniversary. Once a step up has been elected, another step up may not be elected until the next contract anniversary.

Annual Step Up (under the enhanced rider only)
Beginning with the first contract anniversary after you accept the enhanced rider, an increase of the RBA, the GBA, the GBP and the RBP may be available. A step up does not create contract value, guarantee performance of any investment options, or provide a benefit that can be withdrawn or paid upon death. Rather, a step up determines the current values of the GBA, RBA, GBP, and RBP, and may extend the payment period or increase allowable payment.

The annual step up is subject to the following rules:

•	The annual step up is available when the RBA would increase on the step up date. The applicable step up date depends on whether the annual step up is applied on an automatic or elective basis.

•	If the application of the step does not increase the rider charge, the annual step up will be automatically applied to your contract and the step up date is the contract anniversary date.

•	If the application of the step up would increase the rider charge, the annual step up is not automatically applied. Instead, you have the option to step up for 30 days after the contract anniversary. If you exercise the elective annual step up option, you will pay the rider charge in effect on the step up date. If you wish to exercise the elective annual step up option, we must receive a request from you or your investment professional. The step up date is the date we receive your request to step up. If your request is received after the close of business, the step up date will be the next valuation day.

•	Only one step up is allowed each contract year.

•	If you take any withdrawals during the first three contract years, any previously applied step ups will be reversed and the annual step up will not be available until the third contract anniversary;

•	You may take withdrawals on or after the third contract anniversary without reversal of previous step ups.

The annual step up will be determined as follows:

•	The RBA will be increased to an amount equal to the contract value on the step up date.

•	The GBA will be increased to an amount equal to the greater of (a) the GBA immediately prior to the annual step up; or

(b) the contract value on the step up date.

•	The GBP will be calculated as described earlier, but based on the increased GBA and RBA.

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•	The RBP will be reset as follows:

(a)	Prior to any withdrawals during the first three years, the RBP will not be affected by the step up.

(b)	At any other time, the RBP will be reset as the increased GBP less all prior withdrawals made during the current contract year, but never less than zero.

Spousal Continuation and Special Spousal Continuation Step Up
If a surviving spouse elects to continue the contract, this rider also continues. The spousal continuation step up is in addition to the elective step up or the annual step up. When a spouse elects to continue the contract, any rider feature processing particular to the first three years of the contract as described in this prospectus no longer applies. The GBA, RBA and GBP values remain unchanged. The RBP is automatically reset to the GBP less all prior withdrawals made in the current contract year, but not less than zero.

A spousal continuation step up occurs automatically when the spouse elects to continue the contract. The rider charge will not change upon this automatic step up.

Under this step up, the RBA will be reset to the greater of the RBA on the valuation date we receive the spouse’s written request to continue the contract and the death benefit that would otherwise have been paid; the GBA will be reset to the greater of the GBA on the valuation date we receive the spouse’s written request to continue the contract and the death benefit that would otherwise have been paid.

Guaranteed Withdrawal Benefit Annuity Payout Option
Several annuity payout plans are available under the contract. As an alternative to these annuity payout plans, a fixed annuity payout option is available under the Guarantor Withdrawal Benefit.

Under this option the amount payable each year will be equal to the remaining schedule of GBPs, but the total amount paid over the life of the annuity will not exceed the current total RBA at the time you begin this fixed annuity option. These annualized amounts will be paid in the frequency that you elect. The frequencies will be among those offered by us at that time but will be no less frequent than annually. If, at the death of the owner, total payments have been made for less than the RBA, the remaining payments will be paid to the beneficiary (see “The Annuity Payout Period” and “Taxes”).

This annuity payout option may also be elected by the beneficiary of a contract as a settlement option. Whenever multiple beneficiaries are designated under the contract, each such beneficiary’s share of the proceeds if they elect this option will be in proportion to their applicable designated beneficiary percentage. Beneficiaries of nonqualified contracts may elect this settlement option subject to the distribution requirements of the contract. We reserve the right to adjust the remaining schedule of GBPs if necessary to comply with the Code.

If Contract Value Reduces to Zero
If the contract value reduces to zero and the RBA remains greater than zero, the following will occur:

•	you will be paid according to the annuity payout option described above;

•	we will no longer accept additional purchase payments;

•	you will no longer be charged for the rider;

•	any attached death benefit riders will terminate; and

•	the death benefit becomes the remaining payments under the annuity payout option described above.

If the contract value falls to zero and the RBA is depleted, the Guarantor Withdrawal Benefit rider and the contract will terminate.

For an example, see Appendix G.

EVERGREEN PATHWAYS SELECT VARIABLE ANNUITY — PROSPECTUS 83

Appendix G: Example — Guarantor Withdrawal Benefit Rider

Example of the Guarantor Withdrawal Benefit — This example illustrates both Rider A and Rider B (see “Optional Benefits”).
Assumptions:

•	You purchase the contract with a payment of $100,000; and

•	you select contract Option L.

The Guaranteed Benefit Amount (GBA) equals your purchase payment:	$100,000
The Guaranteed Benefit Payment (GBP) equals 7% of your GBA:
0.07 × $100,000 =	$7,000
The Remaining Benefit Amount (RBA) equals your purchase payment:	$100,000
On the first contract anniversary the contract value grows to $110,000. You decide to step up your benefit.
The RBA equals 100% of your contract value:	$110,000
The GBA equals 100% of your contract value:	$110,000
The GBP equals 7% of your stepped-up GBA:
0.07 × $110,000 =	$7,700
During the fourth contract year you decide to take a partial withdrawal of $7,700.
You took a partial withdrawal equal to your GBP, so your RBA equals the prior RBA less the amount of the partial withdrawal:
$110,000 − $7,700 =	$102,300
The GBA equals the GBA immediately prior to the partial withdrawal:	$110,000
The GBP equals 7% of your GBA:
0.07 × $110,000 =	$7,700
On the fourth contract anniversary you make an additional purchase payment of $50,000.
The new RBA for the contract is equal to your prior RBA plus 100% of the additional purchase payment:
$102,300 + $50,000 =	$152,300
The new GBA for the contract is equal to your prior GBA plus 100% of the additional purchase payment:
$110,000 + $50,000 =	$160,000
The new GBP for the contract is equal to your prior GBP plus 7% of the additional purchase payment:
$7,700 + $3,500 =	$11,200
On the fifth contract anniversary your contract value grows to $200,000. You decide to step up your benefit.
The RBA equals 100% of your contract value:	$200,000
The GBA equals 100% of your contract value:	$200,000
The GBP equals 7% of your stepped-up GBA:
0.07 × $200,000 =	$14,000
During the seventh contract year your contract value grows to $230,000. You decide to take a partial withdrawal of $20,000. You took more than your GBP of $14,000 so your RBA gets reset to the lesser of:

(1) your contract value immediately following the partial withdrawal;
$230,000 − $20,000 =	$210,000
OR
(2) your prior RBA less the amount of the partial withdrawal.
$200,000 − $20,000 =	$180,000
Reset RBA = lesser of (1) or (2) =	$180,000

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The GBA gets reset to the lesser of:
(1) your prior GBA	$200,000
OR
(2) your contract value immediately following the partial withdrawal;
$230,000 − $20,000 =	$210,000
Reset GBA = lesser of (1) or (2) =	$200,000
The Reset GBP is equal to 7% of your Reset GBA:
0.07 × $200,000 =	$14,000
During the eight contract year your contract value falls to $175,000. You decide to take a partial withdrawal of $25,000. You took more than your GBP of $14,000 so your RBA gets reset to the lesser of:

(1) your contract value immediately following the partial withdrawal;
$175,000 − $25,000 =	$150,000
OR
(2) your prior RBA less the amount of the partial withdrawal.
$180,000 − $25,000 =	$155,000
Reset RBA = lesser of (1) or (2) =	$150,000
The GBA gets reset to the lesser of:
(1) your prior GBA;	$200,000
OR
(2) your contract value immediately following the partial withdrawal;
$175,000 − $25,000 =	$150,000
Reset GBA = lesser of (1) or (2) =	$150,000
The Reset GBP is equal to 7% of your Reset GBA:
0.07 × $150,000 =	$10,500

EVERGREEN PATHWAYS SELECT VARIABLE ANNUITY — PROSPECTUS 85

Appendix H: Guarantor Withdrawal Benefit Rider —
Additional RMD Disclosure

This appendix describes our current administrative practice for determining the amount of withdrawals in any contract year which an owner may take under the Guarantor Withdrawal Benefit rider (including Riders A and B) to satisfy the RMD rules under 401(a)(9) of the Code without application of the excess withdrawal procedures described in the rider. We reserve the right to modify this administrative practice at any time upon 30 days’ written notice to you.

For owners subject to annual RMD rules under Section 401(a)(9) of the Code, the amounts you withdraw each year from this contract to satisfy these rules are not subject to excess withdrawal processing under the terms of the rider subject to the following rules and our current administrative practice:

(1)	If your Annual Life Expectancy Required Minimum Distribution Amount (ALERMDA) is greater than the RBP from the beginning of the current contract year, an Additional Benefit Amount (ABA) will be set equal to that portion of your ALERMDA that exceeds the RBP.

(2)	Any withdrawals taken in a contract year will count first against and reduce the RBP for that contract year.

(3)	Once the RBP for the current contract year has been depleted, any additional amounts withdrawn will count against and reduce any ABA. These withdrawals will not be considered excess withdrawals as long as they do not exceed the remaining ABA.

(4)	Once the ABA has been depleted, any additional withdrawal amounts will be considered excess withdrawals and will initiate the excess withdrawal processing described in the Guarantor Withdrawal Benefit rider.

The ALERMDA is:

(1)	determined by us each calendar year;

(2)	based solely on the value of the contract to which the Guarantor Withdrawal Benefit rider is attached as of the date we make the determination; and

(3)	based on the company’s understanding and interpretation of the requirements for life expectancy distributions intended to satisfy the required minimum distribution rules under Section 401(a)(9) and the Treasury Regulations promulgated thereunder, as applicable, on the effective date of this prospectus to:

1.	an individual retirement annuity (Section 408(b));

2.	a Roth individual retirement account (Section 408A);

3.	a Simplified Employee Pension plan (Section 408(k));

4.	a tax-sheltered annuity rollover (Section 403(b)).

In the future, the requirements under the Code for such distributions may change and the life expectancy amount calculation provided under your Guarantor Withdrawal Benefit rider may not be sufficient to satisfy the requirements under the Code for these types of distributions. In such a situation, amounts withdrawn to satisfy such distribution requirements will exceed your RBP amount and may result in the reduction of your GBA and RBA as described under the excess withdrawal provision of the rider.

In cases where the Code does not allow the life expectancy of a natural person to be used to calculate the required minimum distribution amount (e.g. ownership by a trust or a charity), we will calculate the life expectancy RMD amount calculated by us as zero in all years. The life expectancy required minimum distribution amount calculated by us will also equal zero in all years.

 86  EVERGREEN PATHWAYS SELECT VARIABLE ANNUITY — PROSPECTUS

Appendix I: Example — Income Assurer Benefit Riders

The purpose of these examples is to illustrate the operation of the Income Assurer Benefit Riders. The examples compare payouts available under the contract’s standard annuity payout provisions with annuity payouts available under the riders based on the same set of assumptions. The contract values shown are hypothetical and do not represent past or future performance. Actual contract values may be more or less than those shown and will depend on a number of factors, including but not limited to the investment experience of the subaccounts (referred to in the riders as “Protected Investment Options”) and the fees and charges that apply to your contract.

For each of the riders, we provide two annuity payout plan comparisons based on the hypothetical contract values we have assumed. The first comparison assumes that you select annuity payout Plan B, Life Annuity with 10 Years Certain. The second comparison assumes that you select annuity payout Plan D, Joint and Last Survivor Annuity – No Refund.

Remember that the riders require you to participate in the PN program. The riders are intended to offer protection against market volatility in the subaccounts (Protected Investment Options). Some PN program investment options include Protected Investment Options and Excluded Investment Options (Columbia Variable Portfolio – Cash Management Fund, and if available under the contract, the GPAs). Excluded Investment Options are not included in calculating the 5% variable account floor under the Income Assurer Benefit – 5% Accumulation Benefit Base rider and the Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base rider. Because the examples which follow are based on hypothetical contract values, they do not factor in differences in PN program investment options.

Assumptions:

•	You purchase the contract during the 2006 calendar year with a payment of $100,000; and

•	you invest all contract value in the subaccounts (Protected Investment Options); and

•	you make no additional purchase payments, partial withdrawals or changes in PN program investment options; and

•	the annuitant is male and age 55 at contract issue; and

•	the joint annuitant is female and age 55 at contract issue.

Example — Income Assurer Benefit – MAV

Based on the above assumptions and taking into account fluctuations in contract value due to market conditions, we calculate the guaranteed income benefit base as:

	Assumed		Maximum	Guaranteed
Contract	Contract	Purchase	Anniversary	Income
Anniversary	Value	Payments	Value (MAV)(1)	Benefit Base(2)

1	$108,000	$100,000	$108,000	$108,000
2	125,000	none	125,000	125,000
3	132,000	none	132,000	132,000
4	150,000	none	150,000	150,000
5	85,000	none	150,000	150,000
6	121,000	none	150,000	150,000
7	139,000	none	150,000	150,000
8	153,000	none	153,000	153,000
9	140,000	none	153,000	153,000
10	174,000	none	174,000	174,000
11	141,000	none	174,000	174,000
12	148,000	none	174,000	174,000
13	208,000	none	208,000	208,000
14	198,000	none	208,000	208,000
15	203,000	none	208,000	208,000

(1)	The MAV is limited after age 81, but the guaranteed income benefit base may increase if the contract value increases.
(2)	The Guaranteed Income Benefit Base – MAV is a calculated number, not an amount that can be withdrawn. The Guaranteed Income Benefit Base – MAV does not create contract value or guarantee the performance of any investment option.

EVERGREEN PATHWAYS SELECT VARIABLE ANNUITY — PROSPECTUS 87

Plan B – Life Annuity with 10 Years Certain
If you annuitize the contract within 30 days after the illustrated contract anniversary, the minimum monthly income payment under a fixed annuity option (which is the same for the first year of a variable annuity option) on Plan B – Life Annuity with 10 Years Certain would be:

	Standard Provisions		Income Assurer Benefit – MAV
Contract
Anniversary	Assumed	Plan B – Life with	Guaranteed Income	Plan B – Life with
at Exercise	Contract Value	10 Years Certain*	Benefit Base	10 Years Certain*

10	$174,000	$774.30	$174,000	$774.30
11	141,000	642.96	174,000	793.44
12	148,000	692.64	174,000	814.32
13	208,000	998.40	208,000	998.40
14	198,000	976.14	208,000	1,025.44
15	203,000	1,027.18	208,000	1,052.48

*	The monthly annuity payments illustrated under the standard annuity payout provisions of the contract and for the riders are computed using the rates guaranteed in Table B of the contract. These are the minimum amounts that could be paid under the standard annuity payout provisions of the contract based on the above assumptions. Annuity payouts under the standard annuity payout provisions of the contract when based on our current annuity payout rates (which are generally higher than the rates guaranteed in Table B of the contract) may be greater than the annuity payouts under the riders, which are always based on the rates guaranteed in Table B of the contract. If the annuity payouts under the standard contract provisions are more favorable than the payouts available under the rider, you will receive the higher standard payout.

Plan D – Joint and Last Survivor Life Annuity – No Refund
If you annuitize the contract within 30 days after the illustrated contract anniversary, the minimum monthly income payment under a fixed annuity option (which is the same for the first year of a variable annuity option) on Plan D – Joint and Last Survivor Life Annuity – No Refund would be:

	Standard Provisions		Income Assurer Benefit – MAV
Contract
Anniversary	Assumed	Plan D – Last	Guaranteed Income	Plan D – Last
at Exercise	Contract Value	Survivor No Refund*	Benefit Base	Survivor No Refund*

10	$174,000	$622.92	$174,000	$622.92
11	141,000	516.06	174,000	636.84
12	148,000	553.52	174,000	650.76
13	208,000	796.64	208,000	796.64
14	198,000	778.14	208,000	817.44
15	203,000	818.09	208,000	838.24

*	The monthly annuity payments illustrated under the standard annuity payout provisions of the contract and for the riders are computed using the rates guaranteed in Table B of the contract. These are the minimum amounts that could be paid under the standard annuity payout provisions of the contract based on the above assumptions. Annuity payouts under the standard annuity payout provisions of the contract when based on our current annuity payout rates (which are generally higher than the rates guaranteed in Table B of the contract) may be greater than the annuity payouts under the riders, which are always based on the rates guaranteed in Table B of the contract. If the annuity payouts under the standard contract provisions are more favorable than the payouts available under the rider, you will receive the higher standard payout.

NOTE: In the above examples, if you elected to begin receiving annuity payouts within 30 days after the 10th or the 13th contract anniversary, you would not benefit from the rider because the monthly annuity payout in these examples is the same as under the standard provisions of the contract. Because the examples are based on assumed contract values, not actual investment results, you should not conclude from the examples that the riders will provide higher payments more frequently than the standard provisions of the contract.

 88  EVERGREEN PATHWAYS SELECT VARIABLE ANNUITY — PROSPECTUS

Example — Income Assurer Benefit – 5% Accumulation Benefit Base

Based on the above assumptions and taking into account fluctuations in contract value due to market conditions, we calculate the guaranteed income benefit base as:

				Guaranteed
				Income
	Assumed			Benefit Base –
Contract	Contract	Purchase	5% Accumulation	5% Accumulation
Anniversary	Value	Payments	Benefit Base(1)	Benefit Base(2)

1	$108,000	$100,000	$105,000	$108,000
2	125,000	none	110,250	125,000
3	132,000	none	115,763	132,000
4	150,000	none	121,551	150,000
5	85,000	none	127,628	127,628
6	121,000	none	134,010	134,010
7	139,000	none	140,710	140,710
8	153,000	none	147,746	153,000
9	140,000	none	155,133	155,133
10	174,000	none	162,889	174,000
11	141,000	none	171,034	171,034
12	148,000	none	179,586	179,586
13	208,000	none	188,565	208,000
14	198,000	none	197,993	198,000
15	203,000	none	207,893	207,893

(1)	The 5% Accumulation Benefit Base value is limited after age 81, but the guaranteed income benefit base may increase if the contract value increases.
(2)	The Guaranteed Income Benefit Base – 5% Accumulation Benefit Base is a calculated number, not an amount that can be withdrawn. The Guaranteed Income Benefit Base – 5% Accumulation Benefit Base does not create contract value or guarantee the performance of any investment option.

Plan B – Life Annuity with 10 Years Certain
If you annuitize the contract within 30 days after the illustrated contract anniversary, the minimum monthly income payment under a fixed annuity option (which is the same for the first year of a variable annuity option) on Plan B – Life Annuity with 10 Years Certain would be:

			Income Assurer Benefit –
	Standard Provisions		5% Accumulation Benefit Base
Contract
Anniversary	Assumed	Plan B – Life with	Guaranteed Income	Plan B – Life with
at Exercise	Contract Value	10 Years Certain*	Benefit Base	10 Years Certain*

10	$174,000	$774.30	$174,000	$774.30
11	141,000	642.96	171,034	779.91
12	148,000	692.64	179,586	840.46
13	208,000	998.40	208,000	998.40
14	198,000	976.14	198,000	976.14
15	203,000	1,027.18	207,893	1,051.94

*	The monthly annuity payments illustrated under the standard annuity payout provisions of the contract and for the riders are computed using the rates guaranteed in Table B of the contract. These are the minimum amounts that could be paid under the standard annuity payout provisions of the contract based on the above assumptions. Annuity payouts under the standard annuity payout provisions of the contract when based on our current annuity payout rates (which are generally higher than the rates guaranteed in Table B of the contract) may be greater than the annuity payouts under the riders, which are always based on the rates guaranteed in Table B of the contract. If the annuity payouts under the standard contract provisions are more favorable than the payouts available under the rider, you will receive the higher standard payout.

EVERGREEN PATHWAYS SELECT VARIABLE ANNUITY — PROSPECTUS 89

Plan D – Joint and Last Survivor Life Annuity – No Refund

If you annuitize the contract within 30 days after the illustrated contract anniversary, the minimum monthly income payment under a fixed annuity option (which is the same for the first year of a variable annuity option) on Plan D – Joint and Last Survivor Life Annuity – No Refund would be:

			Income Assurer Benefit –
	Standard Provisions		5% Accumulation Benefit Base
Contract
Anniversary	Assumed	Plan D – Last	Guaranteed Income	Plan D – Last
at Exercise	Contract Value	Survivor No Refund*	Benefit Base	Survivor No Refund*

10	$174,000	$622.92	$174,000	$622.92
11	141,000	516.06	171,034	625.98
12	148,000	553.52	179,586	671.65
13	208,000	796.64	208,000	796.64
14	198,000	778.14	198,000	778.14
15	203,000	818.09	207,893	837.81

*	The monthly annuity payments illustrated under the standard annuity payout provisions of the contract and for the riders are computed using the rates guaranteed in Table B of the contract. These are the minimum amounts that could be paid under the standard annuity payout provisions of the contract based on the above assumptions. Annuity payouts under the standard annuity payout provisions of the contract when based on our current annuity payout rates (which are generally higher than the rates guaranteed in Table B of the contract) may be greater than the annuity payouts under the riders, which are always based on the rates guaranteed in Table B of the contract. If the annuity payouts under the standard contract provisions are more favorable than the payouts available under the rider, you will receive the higher standard payout.

NOTE: In the above examples, if you elected to begin receiving annuity payouts within 30 days after the 10th, 13th or the 14th contract anniversary, you would not benefit from the rider because the monthly annuity payout in these examples is the same as under the standard provisions of the contract. Because the examples are based on assumed contract values, not actual investment results, you should not conclude from the examples that the riders will provide higher payments more frequently than the standard provisions of the contract.

Example — Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base

Based on the above assumptions and taking into account fluctuations in contract value due to market conditions, we calculate the guaranteed income benefit base as:

					Guaranteed
					Income
					Benefit Base –
					Greater of
	Assumed		Maximum		MAV or 5%
Contract	Contract	Purchase	Anniversary	5% Accumulation	Accumulation
Anniversary	Value	Payments	Value(1)	Benefit Base(1)	Benefit Base(2)

1	$108,000	$100,000	$108,000	$105,000	$108,000
2	125,000	none	125,000	110,250	125,000
3	132,000	none	132,000	115,763	132,000
4	150,000	none	150,000	121,551	150,000
5	85,000	none	150,000	127,628	150,000
6	121,000	none	150,000	134,010	150,000
7	139,000	none	150,000	140,710	150,000
8	153,000	none	153,000	147,746	153,000
9	140,000	none	153,000	155,133	155,133
10	174,000	none	174,000	162,889	174,000
11	141,000	none	174,000	171,034	174,000
12	148,000	none	174,000	179,586	179,586
13	208,000	none	208,000	188,565	208,000
14	198,000	none	208,000	197,993	208,000
15	203,000	none	208,000	207,893	208,000

(1)	The MAV and 5% Accumulation Benefit Base are limited after age 81, but the guaranteed income benefit base may increase if the contract value increases.
(2)	The Guaranteed Income Benefit Base – Greater of MAV or 5% Accumulation Benefit Base is a calculated number, not an amount that can be withdrawn. The Guaranteed Income Benefit Base – Greater of MAV or 5% Accumulation Benefit Base does not create contract value or guarantee the performance of any investment option.

 90  EVERGREEN PATHWAYS SELECT VARIABLE ANNUITY — PROSPECTUS

Plan B – Life Annuity with 10 Years Certain
If you annuitize the contract within 30 days after the illustrated contract anniversary, the minimum monthly income payment under a fixed annuity option (which is the same for the first year of a variable annuity option) on Plan B – Life Annuity with 10 Years Certain would be:

			Income Assurer Benefit – Greater of MAV
	Standard Provisions		or 5% Accumulation Benefit Base
Contract
Anniversary	Assumed	Plan B – Life with	Guaranteed Income	Plan B – Life with
at Exercise	Contract Value	10 Years Certain*	Benefit Base	10 Years Certain*

10	$174,000	$774.30	$174,000	$774.30
11	141,000	642.96	174,000	793.44
12	148,000	692.64	179,586	840.46
13	208,000	998.40	208,000	998.40
14	198,000	976.14	208,000	1,025.44
15	203,000	1,027.18	208,000	1,052.48

*	The monthly annuity payments illustrated under the standard annuity payout provisions of the contract and for the riders are computed using the rates guaranteed in Table B of the contract. These are the minimum amounts that could be paid under the standard annuity payout provisions of the contract based on the above assumptions. Annuity payouts under the standard annuity payout provisions of the contract when based on our current annuity payout rates (which are generally higher than the rates guaranteed in Table B of the contract) may be greater than the annuity payouts under the riders, which are always based on the rates guaranteed in Table B of the contract. If the annuity payouts under the standard contract provisions are more favorable than the payouts available under the rider, you will receive the higher standard payout.

Plan D – Joint and Last Survivor Life Annuity – No Refund

If you annuitize the contract within 30 days after the illustrated contract anniversary, the minimum monthly income payment under a fixed annuity option (which is the same for the first year of a variable annuity option) on Plan D – Joint and Last Survivor Life Annuity – No Refund would be:

			Income Assurer Benefit – Greater of MAV
	Standard Provisions		or 5% Accumulation Benefit Base
Contract
Anniversary	Assumed	Plan D – Last	Guaranteed Income	Plan D – Last
at Exercise	Contract Value	Survivor No Refund*	Benefit Base	Survivor No Refund*

10	$174,000	$622.92	$174,000	$622.92
11	141,000	516.06	174,000	636.84
12	148,000	553.52	179,586	671.65
13	208,000	796.64	208,000	796.64
14	198,000	778.14	208,000	817.44
15	203,000	818.09	208,000	838.24

*	The monthly annuity payments illustrated under the standard annuity payout provisions of the contract and for the riders are computed using the rates guaranteed in Table B of the contract. These are the minimum amounts that could be paid under the standard annuity payout provisions of the contract based on the above assumptions. Annuity payouts under the standard annuity payout provisions of the contract when based on our current annuity payout rates (which are generally higher than the rates guaranteed in Table B of the contract) may be greater than the annuity payouts under the riders, which are always based on the rates guaranteed in Table B of the contract. If the annuity payouts under the standard contract provisions are more favorable than the payouts available under the rider, you will receive the higher standard payout.

NOTE: In the above examples, if you elected to begin receiving annuity payouts within 30 days after the 10th or the 13th contract anniversary, you would not benefit from the rider because the monthly annuity payout in these examples is the same as under the standard provisions of the contract. Because the examples are based on assumed contract values, not actual investment results, you should not conclude from the examples that the riders will provide higher payments more frequently than the standard provisions of the contract.

EVERGREEN PATHWAYS SELECT VARIABLE ANNUITY — PROSPECTUS 91

Appendix J: Example — Benefit Protector Death Benefit Rider

Example of the Benefit Protector
Assumptions:

•	You purchase the contract with a payment of $100,000 and you and the annuitant are under age 70; and

•	you select contract Option L with the MAV Death Benefit.

During the first contract year the contract value grows to $105,000. The MAV Death Benefit equals the contract value. You have not reached the first contract anniversary so the Benefit Protector does not provide any additional benefit at this time.

On the first contract anniversary the contract value grows to $110,000. The death benefit equals:
MAV death benefit (contract value):	$110,000
plus the Benefit Protector benefit which equals 40% of earnings at death
(MAV death benefit minus payments not previously withdrawn):
0.40 × ($110,000 – $100,000) =	+4,000

Total death benefit of:	$114,000
On the second contract anniversary the contract value falls to $105,000. The death benefit equals:
MAV death benefit (MAV):	$110,000
plus the Benefit Protector benefit (40% of earnings at death):
0.40 × ($110,000 – $100,000) =	+4,000

Total death benefit of:	$114,000
During the third contract year the contract value remains at $105,000 and you request a partial withdrawal of $50,000, including the applicable 7% withdrawal charge for contract Option L. We will withdraw $10,500 from your contract value free of charge (10% of your prior anniversary’s contract value). The remainder of the withdrawal is subject to a 7% withdrawal charge because your payment is in the third year of the withdrawal charge schedule, so we will withdraw $39,500 ($36,735 + $2,765 in withdrawal charges) from your contract value. Altogether, we will withdraw $50,000 and pay you $47,235. We calculate purchase payments not previously withdrawn as $100,000 – $45,000 = $55,000 (remember that $5,000 of the partial withdrawal is contract earnings). The death benefit on equals:

MAV Death Benefit (MAV adjusted for partial withdrawals):	$57,619
plus the Benefit Protector benefit (40% of earnings at death):
0.40 × ($57,619 – $55,000) =	+1,048

Total death benefit of:	$58,667
On the third contract anniversary the contract value falls to $40,000. The death benefit equals the previous death benefit. The reduction in contract value has no effect.
On the eight contract anniversary the contract value grows to a new high of $200,000. Earnings at death reaches its maximum of 250% of purchase payments not previously withdrawn that are one or more years old.

The death benefit equals:
MAV Death Benefit (contract value):	$200,000
plus the Benefit Protector benefit (40% of earnings at death, up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old)	+55,000

Total death benefit of:	$255,000
During the tenth contract year you make an additional purchase payment of $50,000. Your new contract value is now $250,000. The new purchase payment is less than one year old and so it has no effect on the Benefit Protector value. The death benefit equals:

MAV Death Benefit (contract value):	$250,000
plus the Benefit Protector benefit (40% of earnings at death, up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old)	+55,000

Total death benefit of:	$305,000

 92  EVERGREEN PATHWAYS SELECT VARIABLE ANNUITY — PROSPECTUS

During the eleventh contract year the contract value remains $250,000 and the “new” purchase payment is one year old and the value of the Benefit Protector changes. The death benefit equals:
MAV Death Benefit (contract value):	$250,000
plus the Benefit Protector benefit which equals 40% of earnings at death
(MAV death benefit minus payments not previously withdrawn):
0.40 × ($250,000 – $105,000) =	+58,000

Total death benefit of:	$308,000

EVERGREEN PATHWAYS SELECT VARIABLE ANNUITY — PROSPECTUS 93

Appendix K: Example — Benefit Protector Plus Death Benefit Rider

Example of the Benefit Protector Plus

Assumptions:

•	You purchase the contract with a payment of $100,000 and you and the annuitant are under age 70; and

•	you select contract Option L with the MAV Death Benefit.

During the first contract year the contract value grows to $105,000. The MAV Death Benefit equals the contract value. You have not reached the first contract anniversary so the Benefit Protector Plus does not provide any additional benefit at this time.

On the first contract anniversary the contract value grows to $110,000. You have not reached the second contract anniversary so the Benefit Protector Plus does not provide any benefit beyond what is provided by the Benefit Protector at this time. The death benefit equals:

MAV Death Benefit (contract value):	$110,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death
(MAV Death Benefit minus payments not previously withdrawn):
0.40 × ($110,000 – $100,000) =	+4,000

Total death benefit of:	$114,000
On the record contract anniversary the contract value falls to $105,000. The death benefit equals:
MAV Death Benefit (MAV):	$110,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death:
0.40 × ($110,000 – $100,000) =	+4,000
plus 10% of purchase payments made within 60 days of contract issue and not previously withdrawn: 0.10 × $100,000 =	+10,000

Total death benefit of:	$124,000
During the third contract year the contract value remains at $105,000 and you request a partial withdrawal of $50,000, including the applicable 7% withdrawal charge for contract Option L. We will withdraw $10,500 from your contract value free of charge (10% of your prior anniversary’s contract value). The remainder of the withdrawal is subject to a 7% withdrawal charge because your payment is in the third year of the withdrawal charge schedule, so we will withdraw $39,500 ($36,735 + $2,765 in withdrawal charges) from your contract value. Altogether, we will withdraw $50,000 and pay you $47,235. We calculate purchase payments not previously withdrawn as $100,000 – $45,000 = $55,000 (remember that $5,000 of the partial withdrawal is contract earnings). The death benefit on equals:

MAV Death Benefit (MAV adjusted for partial withdrawals):	$57,619
plus the Benefit Protector Plus benefit which equals 40% of earnings at death:
0.40 × ($57,619 – $55,000) =	+1,048
plus 10% of purchase payments made within 60 days of contract issue and not previously withdrawn: 0.10 x $55,000 =	+5,500

Total death benefit of:	$64,167
On the third contract anniversary the contract value falls to $40,000. The death benefit equals the previous death benefit calculated. The reduction in contract value has no effect.
On the ninth contract anniversary the contract value grows to a new high of $200,000. Earnings at death reaches its maximum of 250% of purchase payments not previously withdrawn that are one or more years old. Because we are beyond the fourth contract anniversary the Benefit Protector Plus also reaches its maximum of 20%. The death benefit equals:

MAV Death Benefit (contract value):	$200,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death, up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old	+55,000
plus 20% of purchase payments made within 60 days of contract issue and not previously withdrawn: 0.20 × $55,000 =	+11,000

Total death benefit of:	$266,000

 94  EVERGREEN PATHWAYS SELECT VARIABLE ANNUITY — PROSPECTUS

During the tenth contract year you make an additional purchase payment of $50,000. Your new contract value is now $250,000. The new purchase payment is less than one year old and so it has no effect on the Benefit Protector Plus value. The death benefit equals:

MAV Death Benefit (contract value):	$250,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death, up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old	+55,000
plus 20% of purchase payments made within 60 days of contract issue and not previously withdrawn: 0.20 × $55,000 =	+11,000

Total death benefit of:	$316,000
During the eleventh contract year the contract value remains $250,000 and the “new” purchase payment is one year old. The value of the Benefit Protector Plus remains constant. The death benefit equals:

MAV Death Benefit (contract value):	$250,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death (MAV Death Benefit minus payments not previously withdrawn):
0.40 × ($250,000 – $105,000) =	+58,000
plus 20% of purchase payments made within 60 days of contract issue and not previously withdrawn: 0.20 × $55,000 =	+11,000

Total death benefit of:	$319,000

EVERGREEN PATHWAYS SELECT VARIABLE ANNUITY — PROSPECTUS 95

Appendix L : Condensed Financial Information (Unaudited)

The following tables give per-unit information about the financial history of the subaccounts representing the lowest and highest total annual variable account expense combinations. The date in which operations commenced in each subaccount is noted in parentheses. The SAI contains tables that give per-unit information about the financial history of each existing subaccount. We have not provided this information for subaccounts (if any) that were not available under your contract as of Dec. 31, 2012. You may obtain a copy of the SAI without charge by contacting us at the telephone number or address listed on the first page of the prospectus.

Variable account charges of 1.70% of the daily net assets of the variable account.
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

AllianceBernstein VPS Growth and Income Portfolio (Class B) (08/30/2002)
Accumulation unit value at beginning of period	$1.32	$1.26	$1.14	$0.96	$1.65	$1.60	$1.39	$1.35	$1.24	$0.95
Accumulation unit value at end of period	$1.52	$1.32	$1.26	$1.14	$0.96	$1.65	$1.60	$1.39	$1.35	$1.24
Number of accumulation units outstanding at end of period (000 omitted)	52	40	56	61	84	154	167	189	109	52

AllianceBernstein VPS International Value Portfolio (Class B) (04/30/2004)
Accumulation unit value at beginning of period	$0.93	$1.17	$1.15	$0.87	$1.89	$1.82	$1.37	$1.20	$1.00	—
Accumulation unit value at end of period	$1.04	$0.93	$1.17	$1.15	$0.87	$1.89	$1.82	$1.37	$1.20	—
Number of accumulation units outstanding at end of period (000 omitted)	6,162	7,923	8,703	28,798	37,213	21,915	15,378	8,725	1,580	—

American Century VP Inflation Protection, Class II (04/30/2004)
Accumulation unit value at beginning of period	$1.34	$1.22	$1.18	$1.09	$1.13	$1.05	$1.05	$1.05	$1.00	—
Accumulation unit value at end of period	$1.42	$1.34	$1.22	$1.18	$1.09	$1.13	$1.05	$1.05	$1.05	—
Number of accumulation units outstanding at end of period (000 omitted)	7,159	8,705	12,467	14,455	14,852	23,568	25,472	20,290	3,919	—

American Century VP Ultra®, Class II (04/30/2004)
Accumulation unit value at beginning of period	$1.03	$1.04	$0.91	$0.69	$1.20	$1.01	$1.06	$1.06	$1.00	—
Accumulation unit value at end of period	$1.15	$1.03	$1.04	$0.91	$0.69	$1.20	$1.01	$1.06	$1.06	—
Number of accumulation units outstanding at end of period (000 omitted)	3,136	4,210	5,777	7,197	7,837	8,361	23,813	6,935	1,154	—

American Century VP Value, Class II (04/30/2004)
Accumulation unit value at beginning of period	$1.14	$1.15	$1.03	$0.88	$1.22	$1.31	$1.12	$1.09	$1.00	—
Accumulation unit value at end of period	$1.28	$1.14	$1.15	$1.03	$0.88	$1.22	$1.31	$1.12	$1.09	—
Number of accumulation units outstanding at end of period (000 omitted)	50	57	76	102	77	74	88	26	18	—

Columbia Variable Portfolio – Cash Management Fund (Class 3) (03/01/2002)
Accumulation unit value at beginning of period	$0.98	$1.00	$1.02	$1.03	$1.03	$1.00	$0.97	$0.96	$0.97	$0.99
Accumulation unit value at end of period	$0.97	$0.98	$1.00	$1.02	$1.03	$1.03	$1.00	$0.97	$0.96	$0.97
Number of accumulation units outstanding at end of period (000 omitted)	2,444	4,164	3,587	19,621	8,230	5,476	2,192	1,151	399	76

Columbia Variable Portfolio – Diversified Bond Fund (Class 3) (03/01/2002)
Accumulation unit value at beginning of period	$1.32	$1.26	$1.18	$1.05	$1.14	$1.10	$1.07	$1.07	$1.04	$1.01
Accumulation unit value at end of period	$1.39	$1.32	$1.26	$1.18	$1.05	$1.14	$1.10	$1.07	$1.07	$1.04
Number of accumulation units outstanding at end of period (000 omitted)	2,688	3,083	4,009	84,971	77,286	67,959	33,990	1,077	842	152

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3) (03/03/2000)
Accumulation unit value at beginning of period	$1.52	$1.63	$1.42	$1.13	$1.94	$1.83	$1.55	$1.39	$1.20	$0.86
Accumulation unit value at end of period	$1.71	$1.52	$1.63	$1.42	$1.13	$1.94	$1.83	$1.55	$1.39	$1.20
Number of accumulation units outstanding at end of period (000 omitted)	6,228	8,456	10,953	63,435	55,414	35,371	27,624	9,764	608	392

Columbia Variable Portfolio – Emerging Markets Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.96	$2.52	$2.14	$1.25	$2.75	$2.02	$1.54	$1.17	$1.00	—
Accumulation unit value at end of period	$2.32	$1.96	$2.52	$2.14	$1.25	$2.75	$2.02	$1.54	$1.17	—
Number of accumulation units outstanding at end of period (000 omitted)	1,827	2,530	2,741	12,170	16,976	10,106	9,010	5,172	1,070	—

Columbia Variable Portfolio – Income Opportunities Fund (Class 3) (06/01/2004)
Accumulation unit value at beginning of period	$1.55	$1.48	$1.33	$0.95	$1.19	$1.18	$1.11	$1.10	$1.00	—
Accumulation unit value at end of period	$1.75	$1.55	$1.48	$1.33	$0.95	$1.19	$1.18	$1.11	$1.10	—
Number of accumulation units outstanding at end of period (000 omitted)	711	1,002	1,436	41,498	25,442	20,776	8,355	8	—	—

Columbia Variable Portfolio – Large Cap Growth Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.02	$1.07	$0.93	$0.69	$1.27	$1.25	$1.14	$1.07	$1.00	—
Accumulation unit value at end of period	$1.21	$1.02	$1.07	$0.93	$0.69	$1.27	$1.25	$1.14	$1.07	—
Number of accumulation units outstanding at end of period (000 omitted)	274	231	331	809	5,059	3,798	—	—	—	—

Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3) (03/03/2000)
Accumulation unit value at beginning of period	$0.67	$0.64	$0.56	$0.46	$0.81	$0.80	$0.70	$0.67	$0.65	$0.51
Accumulation unit value at end of period	$0.75	$0.67	$0.64	$0.56	$0.46	$0.81	$0.80	$0.70	$0.67	$0.65
Number of accumulation units outstanding at end of period (000 omitted)	5,248	7,129	9,784	12,306	14,085	14,409	15,807	17,584	7,616	—

 96  EVERGREEN PATHWAYS SELECT VARIABLE ANNUITY — PROSPECTUS

Variable account charges of 1.70% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

Columbia Variable Portfolio – Mid Cap Growth Opportunity Fund (Class 3) (08/30/2002)
Accumulation unit value at beginning of period	$1.41	$1.69	$1.36	$0.85	$1.56	$1.40	$1.42	$1.31	$1.22	$1.02
Accumulation unit value at end of period	$1.54	$1.41	$1.69	$1.36	$0.85	$1.56	$1.40	$1.42	$1.31	$1.22
Number of accumulation units outstanding at end of period (000 omitted)	202	258	314	406	643	597	708	735	335	—

Columbia Variable Portfolio – S&P 500 Index Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.12	$1.13	$1.00	$0.81	$1.30	$1.26	$1.11	$1.08	$1.00	—
Accumulation unit value at end of period	$1.28	$1.12	$1.13	$1.00	$0.81	$1.30	$1.26	$1.11	$1.08	—
Number of accumulation units outstanding at end of period (000 omitted)	242	255	408	405	374	367	227	227	174	—

Columbia Variable Portfolio – Select Large-Cap Value Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.09	$1.13	$0.96	$0.77	$1.29	$1.32	$1.13	$1.10	$1.00	—
Accumulation unit value at end of period	$1.27	$1.09	$1.13	$0.96	$0.77	$1.29	$1.32	$1.13	$1.10	—
Number of accumulation units outstanding at end of period (000 omitted)	1	2	2	2	3	2	3	3	—	—

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 3) (03/03/2000)
Accumulation unit value at beginning of period	$1.20	$1.20	$1.19	$1.14	$1.19	$1.15	$1.13	$1.13	$1.14	$1.14
Accumulation unit value at end of period	$1.20	$1.20	$1.20	$1.19	$1.14	$1.19	$1.15	$1.13	$1.13	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	1,981	2,096	2,681	13,727	7,345	6,207	5,084	3,085	1,544	1,019

Dreyfus Investment Portfolios Technology Growth Portfolio, Service Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.24	$1.37	$1.07	$0.70	$1.20	$1.07	$1.05	$1.03	$1.00	—
Accumulation unit value at end of period	$1.40	$1.24	$1.37	$1.07	$0.70	$1.20	$1.07	$1.05	$1.03	—
Number of accumulation units outstanding at end of period (000 omitted)	1,007	1,280	1,660	2,334	3,051	3,154	7,113	2,763	500	—

Dreyfus Variable Investment Fund International Value Portfolio, Service Shares (04/30/2004)
Accumulation unit value at beginning of period	$0.99	$1.25	$1.22	$0.95	$1.54	$1.51	$1.25	$1.14	$1.00	—
Accumulation unit value at end of period	$1.10	$0.99	$1.25	$1.22	$0.95	$1.54	$1.51	$1.25	$1.14	—
Number of accumulation units outstanding at end of period (000 omitted)	6	6	14	63	66	115	87	57	9	—

Fidelity® VIP Contrafund® Portfolio Service Class 2 (08/30/2002)
Accumulation unit value at beginning of period	$1.65	$1.73	$1.50	$1.13	$2.00	$1.74	$1.58	$1.38	$1.22	$0.97
Accumulation unit value at end of period	$1.88	$1.65	$1.73	$1.50	$1.13	$2.00	$1.74	$1.58	$1.38	$1.22
Number of accumulation units outstanding at end of period (000 omitted)	7,907	10,705	13,957	27,907	47,719	43,300	45,089	16,531	3,067	152

Fidelity® VIP Investment Grade Bond Portfolio Service Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.30	$1.23	$1.17	$1.03	$1.08	$1.06	$1.03	$1.03	$1.00	—
Accumulation unit value at end of period	$1.35	$1.30	$1.23	$1.17	$1.03	$1.08	$1.06	$1.03	$1.03	—
Number of accumulation units outstanding at end of period (000 omitted)	3,976	4,787	6,648	45,428	40,566	40,253	12,953	8,188	1,336	—

Fidelity® VIP Mid Cap Portfolio Service Class 2 (05/01/2001)
Accumulation unit value at beginning of period	$2.05	$2.34	$1.85	$1.35	$2.27	$2.00	$1.81	$1.56	$1.27	$0.94
Accumulation unit value at end of period	$2.31	$2.05	$2.34	$1.85	$1.35	$2.27	$2.00	$1.81	$1.56	$1.27
Number of accumulation units outstanding at end of period (000 omitted)	1,289	1,684	2,096	12,835	18,330	11,091	7,570	3,100	1,208	722

Fidelity® VIP Overseas Portfolio Service Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.05	$1.30	$1.17	$0.94	$1.71	$1.49	$1.28	$1.10	$1.00	—
Accumulation unit value at end of period	$1.25	$1.05	$1.30	$1.17	$0.94	$1.71	$1.49	$1.28	$1.10	—
Number of accumulation units outstanding at end of period (000 omitted)	1,467	1,997	2,249	4,907	4,814	4,416	4,843	4,036	1,573	—

FTVIPT Franklin Income Securities Fund – Class 2 (03/03/2000)
Accumulation unit value at beginning of period	$1.69	$1.68	$1.52	$1.14	$1.65	$1.61	$1.39	$1.39	$1.24	$0.96
Accumulation unit value at end of period	$1.87	$1.69	$1.68	$1.52	$1.14	$1.65	$1.61	$1.39	$1.39	$1.24
Number of accumulation units outstanding at end of period (000 omitted)	817	1,164	1,832	2,044	2,501	3,051	2,743	2,554	2,119	1,118

FTVIPT Templeton Global Bond Securities Fund – Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.79	$1.83	$1.63	$1.40	$1.34	$1.23	$1.11	$1.16	$1.00	—
Accumulation unit value at end of period	$2.02	$1.79	$1.83	$1.63	$1.40	$1.34	$1.23	$1.11	$1.16	—
Number of accumulation units outstanding at end of period (000 omitted)	3,010	3,899	4,938	34,264	32,433	35,814	23,082	7,734	1,493	—

Goldman Sachs VIT Mid Cap Value Fund – Institutional Shares (03/03/2000)
Accumulation unit value at beginning of period	$2.68	$2.91	$2.37	$1.81	$2.93	$2.88	$2.53	$2.28	$1.84	$1.46
Accumulation unit value at end of period	$3.12	$2.68	$2.91	$2.37	$1.81	$2.93	$2.88	$2.53	$2.28	$1.84
Number of accumulation units outstanding at end of period (000 omitted)	1,657	2,277	2,833	10,008	11,967	11,638	9,377	4,128	1,284	550

Invesco V.I. Comstock Fund, Series II Shares (08/30/2002)
Accumulation unit value at beginning of period	$1.42	$1.48	$1.30	$1.03	$1.63	$1.70	$1.49	$1.45	$1.26	$0.98
Accumulation unit value at end of period	$1.66	$1.42	$1.48	$1.30	$1.03	$1.63	$1.70	$1.49	$1.45	$1.26
Number of accumulation units outstanding at end of period (000 omitted)	8,817	12,380	16,064	35,637	43,373	36,774	36,888	18,912	3,700	73

Invesco V.I. Mid Cap Growth Fund, Series II Shares (04/27/2012)
Accumulation unit value at beginning of period	$1.00	—	—	—	—	—	—	—	—	—
Accumulation unit value at end of period	$0.97	—	—	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	47	—	—	—	—	—	—	—	—	—

EVERGREEN PATHWAYS SELECT VARIABLE ANNUITY — PROSPECTUS 97

Variable account charges of 1.70% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

Morgan Stanley UIF U.S. Real Estate Portfolio, Class II Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.77	$1.70	$1.34	$1.06	$1.74	$2.14	$1.58	$1.37	$1.00	—
Accumulation unit value at end of period	$2.01	$1.77	$1.70	$1.34	$1.06	$1.74	$2.14	$1.58	$1.37	—
Number of accumulation units outstanding at end of period (000 omitted)	140	199	289	498	554	553	510	443	177	—

Oppenheimer Capital Appreciation Fund/VA, Service Shares (08/30/2002)
Accumulation unit value at beginning of period	$1.25	$1.28	$1.20	$0.84	$1.58	$1.41	$1.33	$1.29	$1.24	$0.97
Accumulation unit value at end of period	$1.39	$1.25	$1.28	$1.20	$0.84	$1.58	$1.41	$1.33	$1.29	$1.24
Number of accumulation units outstanding at end of period (000 omitted)	3,235	4,237	5,659	6,442	7,744	7,383	8,562	6,720	1,419	14

Oppenheimer Global Fund/VA, Service Shares (05/01/2002)
Accumulation unit value at beginning of period	$1.40	$1.56	$1.37	$1.00	$1.71	$1.64	$1.42	$1.27	$1.08	$0.77
Accumulation unit value at end of period	$1.67	$1.40	$1.56	$1.37	$1.00	$1.71	$1.64	$1.42	$1.27	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	279	320	469	582	612	831	683	680	562	136

Oppenheimer Main Street Small Cap Fund®/VA, Service Shares (07/31/2002)
Accumulation unit value at beginning of period	$1.77	$1.85	$1.53	$1.14	$1.86	$1.92	$1.70	$1.58	$1.35	$0.95
Accumulation unit value at end of period	$2.05	$1.77	$1.85	$1.53	$1.14	$1.86	$1.92	$1.70	$1.58	$1.35
Number of accumulation units outstanding at end of period (000 omitted)	120	160	185	206	207	221	168	168	143	64

Putnam VT Global Health Care Fund – Class IB Shares (05/01/2002)
Accumulation unit value at beginning of period	$1.11	$1.15	$1.14	$0.92	$1.13	$1.15	$1.14	$1.02	$0.97	$0.84
Accumulation unit value at end of period	$1.34	$1.11	$1.15	$1.14	$0.92	$1.13	$1.15	$1.14	$1.02	$0.97
Number of accumulation units outstanding at end of period (000 omitted)	5	7	23	97	123	136	162	175	177	188

Putnam VT Small Cap Value Fund – Class IB Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.10	$1.18	$0.95	$0.73	$1.23	$1.44	$1.25	$1.18	$1.00	—
Accumulation unit value at end of period	$1.27	$1.10	$1.18	$0.95	$0.73	$1.23	$1.44	$1.25	$1.18	—
Number of accumulation units outstanding at end of period (000 omitted)	269	285	299	325	340	355	5,948	89	5	—

Variable Portfolio – Aggressive Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.06	$1.12	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.19	$1.06	$1.12	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	2,584	3,578	3,678	—	—	—	—	—	—	—

Variable Portfolio – Aggressive Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.06	$1.12	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.19	$1.06	$1.12	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	44,183	57,497	68,262	—	—	—	—	—	—	—

Variable Portfolio – BlackRock Global Inflation-Protected Securities Fund (Class 3) (05/01/2006)
Accumulation unit value at beginning of period	$1.25	$1.15	$1.12	$1.07	$1.09	$1.02	$1.00	—	—	—
Accumulation unit value at end of period	$1.29	$1.25	$1.15	$1.12	$1.07	$1.09	$1.02	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,621	2,043	2,737	67,428	34,578	35,149	26,599	—	—	—

Variable Portfolio – Conservative Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.05	$1.04	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.11	$1.05	$1.04	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	7,169	4,700	2,476	—	—	—	—	—	—	—

Variable Portfolio – Conservative Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.05	$1.04	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.11	$1.05	$1.04	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	46,958	53,602	58,932	—	—	—	—	—	—	—

Variable Portfolio – Moderate Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.07	$1.09	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.17	$1.07	$1.09	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	39,235	36,336	32,170	—	—	—	—	—	—	—

Variable Portfolio – Moderate Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.07	$1.09	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.17	$1.07	$1.09	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	399,382	458,939	516,525	—	—	—	—	—	—	—

Variable Portfolio – Moderately Aggressive Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.07	$1.11	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.18	$1.07	$1.11	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	25,607	28,278	25,057	—	—	—	—	—	—	—

Variable Portfolio – Moderately Aggressive Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.07	$1.11	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.18	$1.07	$1.11	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	154,016	213,018	254,807	—	—	—	—	—	—	—

 98  EVERGREEN PATHWAYS SELECT VARIABLE ANNUITY — PROSPECTUS

Variable account charges of 1.70% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

Variable Portfolio – Moderately Conservative Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.07	$1.06	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.14	$1.07	$1.06	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	11,168	9,842	6,739	—	—	—	—	—	—	—

Variable Portfolio – Moderately Conservative Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.07	$1.07	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.14	$1.07	$1.07	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	60,919	69,228	81,004	—	—	—	—	—	—	—

Variable Portfolio – Partners Small Cap Value Fund (Class 3) (05/01/2002)
Accumulation unit value at beginning of period	$1.50	$1.60	$1.31	$0.98	$1.45	$1.55	$1.31	$1.26	$1.07	$0.79
Accumulation unit value at end of period	$1.68	$1.50	$1.60	$1.31	$0.98	$1.45	$1.55	$1.31	$1.26	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	3,372	4,522	5,828	9,670	11,364	11,900	10,097	9,125	1,935	72

Variable Portfolio – Victory Established Value Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.19	$1.29	$1.08	$0.80	$1.29	$1.24	$1.08	$1.10	$1.00	—
Accumulation unit value at end of period	$1.36	$1.19	$1.29	$1.08	$0.80	$1.29	$1.24	$1.08	$1.10	—
Number of accumulation units outstanding at end of period (000 omitted)	—	7	7	7	7	7	8	8	2	—

Wanger USA (04/30/2004)
Accumulation unit value at beginning of period	$1.32	$1.39	$1.15	$0.82	$1.39	$1.34	$1.26	$1.15	$1.00	—
Accumulation unit value at end of period	$1.56	$1.32	$1.39	$1.15	$0.82	$1.39	$1.34	$1.26	$1.15	—
Number of accumulation units outstanding at end of period (000 omitted)	2,250	3,139	4,208	17,593	17,008	13,828	7,563	5,332	946	—

Wells Fargo Advantage VT International Equity Fund – Class 2 (07/31/2002)
Accumulation unit value at beginning of period	$1.39	$1.62	$1.41	$1.24	$2.17	$1.92	$1.59	$1.40	$1.20	$0.93
Accumulation unit value at end of period	$1.55	$1.39	$1.62	$1.41	$1.24	$2.17	$1.92	$1.59	$1.40	$1.20
Number of accumulation units outstanding at end of period (000 omitted)	947	1,129	1,408	1,909	1,823	1,770	2,013	1,419	443	326

Wells Fargo Advantage VT Omega Growth Fund – Class 2 (07/31/2002)
Accumulation unit value at beginning of period	$1.77	$1.91	$1.63	$1.15	$1.61	$1.47	$1.41	$1.39	$1.32	$0.96
Accumulation unit value at end of period	$2.10	$1.77	$1.91	$1.63	$1.15	$1.61	$1.47	$1.41	$1.39	$1.32
Number of accumulation units outstanding at end of period (000 omitted)	2,232	3,097	4,103	2,160	2,719	3,312	3,653	2,474	717	169

Wells Fargo Advantage VT Opportunity Fund – Class 2 (08/26/2011)
Accumulation unit value at beginning of period	$1.05	$1.00	—	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.19	$1.05	—	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	315	395	—	—	—	—	—	—	—	—

Wells Fargo Advantage VT Small Cap Growth Fund – Class 2 (03/03/2000)
Accumulation unit value at beginning of period	$0.56	$0.60	$0.48	$0.32	$0.55	$0.49	$0.41	$0.39	$0.35	$0.25
Accumulation unit value at end of period	$0.59	$0.56	$0.60	$0.48	$0.32	$0.55	$0.49	$0.41	$0.39	$0.35
Number of accumulation units outstanding at end of period (000 omitted)	1,633	1,928	2,412	611	755	924	1,086	1,314	1,371	1,396

Wells Fargo Advantage VT Small Cap Value Fund – Class 2 (07/16/2010)
Accumulation unit value at beginning of period	$1.11	$1.22	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.24	$1.11	$1.22	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	173	233	253	—	—	—	—	—	—	—

Wells Fargo Advantage VT Total Return Bond Fund – Class 2 (03/03/2000)
Accumulation unit value at beginning of period	$1.72	$1.61	$1.53	$1.39	$1.38	$1.33	$1.30	$1.30	$1.26	$1.18
Accumulation unit value at end of period	$1.79	$1.72	$1.61	$1.53	$1.39	$1.38	$1.33	$1.30	$1.30	$1.26
Number of accumulation units outstanding at end of period (000 omitted)	3,237	3,996	5,466	11,055	11,176	16,465	11,634	3,551	990	627

Variable account charges of 2.20% of the daily net assets of the variable account.
Year ended Dec. 31,		2012	2011	2010	2009	2008	2007	2006	2005	2004

AllianceBernstein VPS Growth and Income Portfolio (Class B) (04/30/2004)
Accumulation unit value at beginning of period		$1.01	$0.97	$0.88	$0.75	$1.29	$1.26	$1.10	$1.07	$1.00
Accumulation unit value at end of period		$1.16	$1.01	$0.97	$0.88	$0.75	$1.29	$1.26	$1.10	$1.07
Number of accumulation units outstanding at end of period (000 omitted)		—	—	—	—	—	—	—	—	—

AllianceBernstein VPS International Value Portfolio (Class B) (04/30/2004)
Accumulation unit value at beginning of period		$0.90	$1.14	$1.11	$0.85	$1.85	$1.80	$1.36	$1.19	$1.00
Accumulation unit value at end of period		$1.00	$0.90	$1.14	$1.11	$0.85	$1.85	$1.80	$1.36	$1.19
Number of accumulation units outstanding at end of period (000 omitted)		15	14	15	24	40	59	67	39	6

American Century VP Inflation Protection, Class II (04/30/2004)
Accumulation unit value at beginning of period		$1.29	$1.18	$1.15	$1.07	$1.11	$1.03	$1.04	$1.05	$1.00
Accumulation unit value at end of period		$1.36	$1.29	$1.18	$1.15	$1.07	$1.11	$1.03	$1.04	$1.05
Number of accumulation units outstanding at end of period (000 omitted)		8	7	8	8	19	141	224	126	22

EVERGREEN PATHWAYS SELECT VARIABLE ANNUITY — PROSPECTUS 99

Variable account charges of 2.20% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004

American Century VP Ultra®, Class II (04/30/2004)
Accumulation unit value at beginning of period	$0.99	$1.00	$0.89	$0.67	$1.18	$1.00	$1.06	$1.06	$1.00
Accumulation unit value at end of period	$1.10	$0.99	$1.00	$0.89	$0.67	$1.18	$1.00	$1.06	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	18	18	19	19	42	91	149	50	—

American Century VP Value, Class II (04/30/2004)
Accumulation unit value at beginning of period	$1.09	$1.11	$1.00	$0.86	$1.20	$1.29	$1.11	$1.09	$1.00
Accumulation unit value at end of period	$1.23	$1.09	$1.11	$1.00	$0.86	$1.20	$1.29	$1.11	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Columbia Variable Portfolio – Cash Management Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$0.98	$1.00	$1.02	$1.04	$1.04	$1.02	$0.99	$0.99	$1.00
Accumulation unit value at end of period	$0.96	$0.98	$1.00	$1.02	$1.04	$1.04	$1.02	$0.99	$0.99
Number of accumulation units outstanding at end of period (000 omitted)	6	5	61	73	353	—	7	4	—

Columbia Variable Portfolio – Diversified Bond Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.23	$1.17	$1.11	$0.99	$1.08	$1.05	$1.03	$1.03	$1.00
Accumulation unit value at end of period	$1.29	$1.23	$1.17	$1.11	$0.99	$1.08	$1.05	$1.03	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	5	5	11	59	105	66	40	—	—

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.22	$1.31	$1.15	$0.92	$1.58	$1.50	$1.28	$1.15	$1.00
Accumulation unit value at end of period	$1.36	$1.22	$1.31	$1.15	$0.92	$1.58	$1.50	$1.28	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	22	23	28	51	82	160	181	83	—

Columbia Variable Portfolio – Emerging Markets Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.88	$2.44	$2.08	$1.22	$2.70	$2.00	$1.52	$1.16	$1.00
Accumulation unit value at end of period	$2.22	$1.88	$2.44	$2.08	$1.22	$2.70	$2.00	$1.52	$1.16
Number of accumulation units outstanding at end of period (000 omitted)	5	5	7	8	18	32	46	24	3

Columbia Variable Portfolio – Income Opportunities Fund (Class 3) (06/01/2004)
Accumulation unit value at beginning of period	$1.49	$1.43	$1.30	$0.93	$1.17	$1.17	$1.10	$1.09	$1.00
Accumulation unit value at end of period	$1.67	$1.49	$1.43	$1.30	$0.93	$1.17	$1.17	$1.10	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	1	1	4	14	23	31	14	—	—

Columbia Variable Portfolio – Large Cap Growth Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$0.98	$1.04	$0.91	$0.68	$1.24	$1.23	$1.13	$1.07	$1.00
Accumulation unit value at end of period	$1.16	$0.98	$1.04	$0.91	$0.68	$1.24	$1.23	$1.13	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	1	1	1	1	1	—	—	—	—

Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.00	$0.98	$0.85	$0.70	$1.24	$1.23	$1.09	$1.05	$1.00
Accumulation unit value at end of period	$1.12	$1.00	$0.98	$0.85	$0.70	$1.24	$1.23	$1.09	$1.05
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	2	14	21	19

Columbia Variable Portfolio – Mid Cap Growth Opportunity Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.10	$1.33	$1.07	$0.67	$1.25	$1.12	$1.15	$1.06	$1.00
Accumulation unit value at end of period	$1.20	$1.10	$1.33	$1.07	$0.67	$1.25	$1.12	$1.15	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	1	1	1

Columbia Variable Portfolio – S&P 500 Index Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.08	$1.09	$0.97	$0.79	$1.28	$1.24	$1.10	$1.08	$1.00
Accumulation unit value at end of period	$1.22	$1.08	$1.09	$0.97	$0.79	$1.28	$1.24	$1.10	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Columbia Variable Portfolio – Select Large-Cap Value Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.05	$1.10	$0.93	$0.75	$1.27	$1.31	$1.12	$1.10	$1.00
Accumulation unit value at end of period	$1.22	$1.05	$1.10	$0.93	$0.75	$1.27	$1.31	$1.12	$1.10
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.02	$1.02	$1.02	$0.98	$1.03	$1.00	$0.99	$0.99	$1.00
Accumulation unit value at end of period	$1.01	$1.02	$1.02	$1.02	$0.98	$1.03	$1.00	$0.99	$0.99
Number of accumulation units outstanding at end of period (000 omitted)	3	3	3	14	21	—	9	5	—

Dreyfus Investment Portfolios Technology Growth Portfolio, Service Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.19	$1.33	$1.04	$0.68	$1.18	$1.06	$1.04	$1.03	$1.00
Accumulation unit value at end of period	$1.35	$1.19	$1.33	$1.04	$0.68	$1.18	$1.06	$1.04	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	3	3	3	4	9	19	30	12	—

Dreyfus Variable Investment Fund International Value Portfolio, Service Shares (04/30/2004)
Accumulation unit value at beginning of period	$0.96	$1.20	$1.18	$0.92	$1.51	$1.49	$1.24	$1.14	$1.00
Accumulation unit value at end of period	$1.05	$0.96	$1.20	$1.18	$0.92	$1.51	$1.49	$1.24	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

 100  EVERGREEN PATHWAYS SELECT VARIABLE ANNUITY — PROSPECTUS

Variable account charges of 2.20% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004

Fidelity® VIP Contrafund® Portfolio Service Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.27	$1.34	$1.17	$0.88	$1.58	$1.37	$1.26	$1.10	$1.00
Accumulation unit value at end of period	$1.45	$1.27	$1.34	$1.17	$0.88	$1.58	$1.37	$1.26	$1.10
Number of accumulation units outstanding at end of period (000 omitted)	25	26	31	38	83	177	296	101	8

Fidelity® VIP Investment Grade Bond Portfolio Service Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.25	$1.19	$1.13	$1.00	$1.06	$1.04	$1.03	$1.03	$1.00
Accumulation unit value at end of period	$1.29	$1.25	$1.19	$1.13	$1.00	$1.06	$1.04	$1.03	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	11	10	13	36	65	166	215	115	19

Fidelity® VIP Mid Cap Portfolio Service Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.53	$1.76	$1.40	$1.02	$1.73	$1.53	$1.40	$1.21	$1.00
Accumulation unit value at end of period	$1.72	$1.53	$1.76	$1.40	$1.02	$1.73	$1.53	$1.40	$1.21
Number of accumulation units outstanding at end of period (000 omitted)	5	5	6	13	23	38	39	16	—

Fidelity® VIP Overseas Portfolio Service Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.02	$1.26	$1.14	$0.92	$1.68	$1.47	$1.27	$1.10	$1.00
Accumulation unit value at end of period	$1.20	$1.02	$1.26	$1.14	$0.92	$1.68	$1.47	$1.27	$1.10
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	1	2	5	6	5

FTVIPT Franklin Income Securities Fund – Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.31	$1.31	$1.19	$0.90	$1.30	$1.29	$1.11	$1.12	$1.00
Accumulation unit value at end of period	$1.45	$1.31	$1.31	$1.19	$0.90	$1.30	$1.29	$1.11	$1.12
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

FTVIPT Templeton Global Bond Securities Fund – Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.72	$1.77	$1.58	$1.36	$1.31	$1.21	$1.10	$1.16	$1.00
Accumulation unit value at end of period	$1.94	$1.72	$1.77	$1.58	$1.36	$1.31	$1.21	$1.10	$1.16
Number of accumulation units outstanding at end of period (000 omitted)	3	3	5	18	34	64	78	39	8

Goldman Sachs VIT Mid Cap Value Fund – Institutional Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.36	$1.48	$1.21	$0.93	$1.51	$1.49	$1.32	$1.19	$1.00
Accumulation unit value at end of period	$1.57	$1.36	$1.48	$1.21	$0.93	$1.51	$1.49	$1.32	$1.19
Number of accumulation units outstanding at end of period (000 omitted)	7	7	12	17	30	58	65	28	3

Invesco V.I. Comstock Fund, Series II Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.06	$1.11	$0.98	$0.78	$1.24	$1.30	$1.15	$1.13	$1.00
Accumulation unit value at end of period	$1.24	$1.06	$1.11	$0.98	$0.78	$1.24	$1.30	$1.15	$1.13
Number of accumulation units outstanding at end of period (000 omitted)	29	31	34	42	78	192	235	119	13

Invesco V.I. Mid Cap Growth Fund, Series II Shares (04/27/2012)
Accumulation unit value at beginning of period	$1.00	—	—	—	—	—	—	—	—
Accumulation unit value at end of period	$0.97	—	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Morgan Stanley UIF U.S. Real Estate Portfolio, Class II Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.70	$1.65	$1.30	$1.03	$1.71	$2.11	$1.57	$1.37	$1.00
Accumulation unit value at end of period	$1.92	$1.70	$1.65	$1.30	$1.03	$1.71	$2.11	$1.57	$1.37
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	3	3	3

Oppenheimer Capital Appreciation Fund/VA, Service Shares (04/30/2004)
Accumulation unit value at beginning of period	$0.98	$1.02	$0.95	$0.68	$1.27	$1.14	$1.08	$1.06	$1.00
Accumulation unit value at end of period	$1.09	$0.98	$1.02	$0.95	$0.68	$1.27	$1.14	$1.08	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	12	12	12	11	19	57	87	48	8

Oppenheimer Global Fund/VA, Service Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.23	$1.37	$1.21	$0.89	$1.53	$1.47	$1.28	$1.15	$1.00
Accumulation unit value at end of period	$1.46	$1.23	$1.37	$1.21	$0.89	$1.53	$1.47	$1.28	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Oppenheimer Main Street Small Cap Fund®/VA, Service Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.26	$1.32	$1.10	$0.82	$1.35	$1.40	$1.25	$1.16	$1.00
Accumulation unit value at end of period	$1.45	$1.26	$1.32	$1.10	$0.82	$1.35	$1.40	$1.25	$1.16
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Putnam VT Global Health Care Fund – Class IB Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.08	$1.11	$1.11	$0.90	$1.11	$1.14	$1.14	$1.03	$1.00
Accumulation unit value at end of period	$1.29	$1.08	$1.11	$1.11	$0.90	$1.11	$1.14	$1.14	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Putnam VT Small Cap Value Fund – Class IB Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.06	$1.14	$0.92	$0.72	$1.21	$1.42	$1.23	$1.18	$1.00
Accumulation unit value at end of period	$1.22	$1.06	$1.14	$0.92	$0.72	$1.21	$1.42	$1.23	$1.18
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	5	4	12	—	—

EVERGREEN PATHWAYS SELECT VARIABLE ANNUITY — PROSPECTUS 101

Variable account charges of 2.20% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004

Variable Portfolio – Aggressive Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.05	$1.11	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.17	$1.05	$1.11	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Variable Portfolio – Aggressive Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.06	$1.11	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.17	$1.06	$1.11	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	221	223	266	—	—	—	—	—	—

Variable Portfolio – BlackRock Global Inflation-Protected Securities Fund (Class 3) (05/01/2006)
Accumulation unit value at beginning of period	$1.21	$1.12	$1.10	$1.06	$1.08	$1.02	$1.00	—	—
Accumulation unit value at end of period	$1.25	$1.21	$1.12	$1.10	$1.06	$1.08	$1.02	—	—
Number of accumulation units outstanding at end of period (000 omitted)	3	3	6	29	44	38	29	—	—

Variable Portfolio – Conservative Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.05	$1.04	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.10	$1.05	$1.04	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Variable Portfolio – Conservative Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.05	$1.04	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.10	$1.05	$1.04	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Variable Portfolio – Moderate Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.06	$1.08	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.15	$1.06	$1.08	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	47	47	47	—	—	—	—	—	—

Variable Portfolio – Moderate Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.06	$1.08	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.15	$1.06	$1.08	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	227	239	257	—	—	—	—	—	—

Variable Portfolio – Moderately Aggressive Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.06	$1.10	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.17	$1.06	$1.10	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Variable Portfolio – Moderately Aggressive Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.06	$1.10	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.17	$1.06	$1.10	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	69	—	—	—	—	—	—

Variable Portfolio – Moderately Conservative Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.06	$1.06	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.12	$1.06	$1.06	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Variable Portfolio – Moderately Conservative Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.06	$1.06	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.13	$1.06	$1.06	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	61	61	61	—	—	—	—	—	—

Variable Portfolio – Partners Small Cap Value Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.32	$1.41	$1.16	$0.87	$1.30	$1.40	$1.19	$1.15	$1.00
Accumulation unit value at end of period	$1.47	$1.32	$1.41	$1.16	$0.87	$1.30	$1.40	$1.19	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	10	10	10	11	17	56	72	43	5

Variable Portfolio – Victory Established Value Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.14	$1.25	$1.05	$0.78	$1.26	$1.22	$1.08	$1.09	$1.00
Accumulation unit value at end of period	$1.31	$1.14	$1.25	$1.05	$0.78	$1.26	$1.22	$1.08	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Wanger USA (04/30/2004)
Accumulation unit value at beginning of period	$1.27	$1.35	$1.12	$0.80	$1.36	$1.32	$1.25	$1.15	$1.00
Accumulation unit value at end of period	$1.49	$1.27	$1.35	$1.12	$0.80	$1.36	$1.32	$1.25	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	6	6	8	14	18	49	56	28	4

Wells Fargo Advantage VT International Equity Fund – Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.09	$1.28	$1.13	$1.00	$1.74	$1.55	$1.29	$1.14	$1.00
Accumulation unit value at end of period	$1.21	$1.09	$1.28	$1.13	$1.00	$1.74	$1.55	$1.29	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	1	1	—	—	—	—	2	1	—

 102  EVERGREEN PATHWAYS SELECT VARIABLE ANNUITY — PROSPECTUS

Variable account charges of 2.20% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004

Wells Fargo Advantage VT Omega Growth Fund – Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.29	$1.39	$1.19	$0.85	$1.19	$1.09	$1.06	$1.04	$1.00
Accumulation unit value at end of period	$1.51	$1.29	$1.39	$1.19	$0.85	$1.19	$1.09	$1.06	$1.04
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	1	1	6	5	2

Wells Fargo Advantage VT Opportunity Fund – Class 2 (08/26/2011)
Accumulation unit value at beginning of period	$1.04	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.18	$1.04	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Wells Fargo Advantage VT Small Cap Growth Fund – Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.45	$1.56	$1.26	$0.84	$1.47	$1.32	$1.10	$1.06	$1.00
Accumulation unit value at end of period	$1.53	$1.45	$1.56	$1.26	$0.84	$1.47	$1.32	$1.10	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Wells Fargo Advantage VT Small Cap Value Fund – Class 2 (07/16/2010)
Accumulation unit value at beginning of period	$1.10	$1.21	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.23	$1.10	$1.21	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Wells Fargo Advantage VT Total Return Bond Fund – Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.32	$1.24	$1.19	$1.08	$1.08	$1.04	$1.03	$1.03	$1.00
Accumulation unit value at end of period	$1.37	$1.32	$1.24	$1.19	$1.08	$1.08	$1.04	$1.03	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

EVERGREEN PATHWAYS SELECT VARIABLE ANNUITY — PROSPECTUS 103

Table of Contents of the Statement of Additional Information

Calculating Annuity Payouts	p. 3

Rating Agencies	p. 4

Revenues Received During Calendar Year 2012	p. 4

Principal Underwriter	p. 5

Independent Registered Public Accounting Firms	p. 5

Condensed Financial Information (Unaudited)	p. 6

Financial Statements

 104  EVERGREEN PATHWAYS SELECT VARIABLE ANNUITY — PROSPECTUS

RiverSource Life Insurance Company
829 Ameriprise Financial Center
Minneapolis, MN 55474
1-800-333-3437

RiverSource Distributors, Inc. (Distributor), Member FINRA.
Insurance and annuity products are issued by RiverSource Life Insurance Company.

©2008-2013 RiverSource Life Insurance Company. All rights reserved.
45309 N (4/13)

Prospectus

April 29, 2013

Wells Fargo

Advantage Choicesm Select Variable Annuity
CONTRACT OPTION L: INDIVIDUAL FLEXIBLE PREMIUM DEFERRED COMBINATION FIXED/VARIABLE ANNUITY

CONTRACT OPTION C: INDIVIDUAL FLEXIBLE PREMIUM DEFERRED COMBINATION FIXED/VARIABLE ANNUITY

Issued by:	RiverSource Life Insurance Company (RiverSource Life)

829 Ameriprise Financial Center
Minneapolis, MN 55474
Telephone: 1-800-333-3437
(Corporate Office)
RiverSource Variable Annuity Account/RiverSource MVA Account

New contracts are not currently being offered.

This prospectus contains information that you should know before investing in Wells Fargo Advantage Choice Select Variable Annuity Contract Option L and Contract Option C. The information in this prospectus applies to both contracts unless stated otherwise.

Prospectuses are also available for:

AllianceBernstein Variable Products Series Fund, Inc. (Class B)
American Century® Variable Portfolios, Inc., Class II
Columbia Funds Variable Series Trust II
Dreyfus Variable Investment Fund, Service Share Class
Fidelity® Variable Insurance Products Service Class 2
Franklin® Templeton® Variable Insurance Products Trust
  (FTVIPT) – Class 2
Goldman Sachs Variable Insurance Trust (VIT)
Invesco Variable Insurance Funds
Oppenheimer Variable Account Funds, Service Shares
Putnam Variable Trust – Class IB Shares
Wanger Advisors Trust
Wells Fargo Variable Trust

Please read the prospectuses carefully and keep them for future reference.

The Securities and Exchange Commission (SEC) has not approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

An investment in this contract is not a deposit of a bank or financial institution and is not insured or guaranteed by the Federal Deposit Insurance Corporation (FDIC) or any other government agency. An investment in this contract involves investment risk including the possible loss of principal.

A Statement of Additional Information (SAI), dated the same date as this prospectus, is incorporated by reference into this prospectus. It is filed with the SEC and is available without charge by contacting RiverSource Life at the telephone number and address listed above. The table of contents of the SAI is on the last page of this prospectus. The SEC maintains an Internet site. This prospectus, the SAI and other information about the product are available on the EDGAR Database on the SEC’s Internet site at (http://www.sec.gov).

Variable annuities are insurance products that are complex investment vehicles. Before you invest, be sure to ask your investment professional about the variable annuity’s features, benefits, risks and fees, and whether the variable annuity is appropriate for you, based upon your financial situation and objectives.

The contract and/or certain optional benefits described in this prospectus may not be available in all jurisdictions. This prospectus constitutes an offering or solicitation only in those jurisdictions where such offering or solicitation may lawfully be made. State variations are covered in a special contract form used in that state. This prospectus provides a general description of the contract. Your actual contract and any riders or endorsements are the controlling documents.

RiverSource Life has not authorized any person to give any information or to make any representations regarding the contract other than those contained in this prospectus or the fund prospectuses. Do not rely on any such information or representations.

WELLS FARGO ADVANTAGE CHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 1

RiverSource Life offers other variable annuity contracts in addition to the contract described in this prospectus which your investment professional may or may not be authorized to offer to you. Each annuity has different features and optional benefits that may be appropriate for you based on your individual financial situation and needs, your age and how you intend to use the annuity. The different features and benefits may include the investment and fund manager options, variations in interest rate amount and guarantees, credits, withdrawal charge schedules and access to annuity account values. The fees and charges you will pay when buying, owning and withdrawing money from the contract we describe in this prospectus may be more or less than the fees and charges of other variable annuities we issue. A securities broker dealer authorized to sell the contract described in this prospectus (selling firm) may not offer all the variable annuities we issue. In addition, some selling firms may not permit their investment professionals to sell the contract and/or optional benefits described in this prospectus to persons over a certain age (which may be lower than age limits we set), or may otherwise restrict the sale of the optional benefits described in this prospectus by their investment professionals. You should ask your investment professional about his or her selling firm’s ability to offer you other variable annuities we issue (which might have lower fees and charges than the contract described in this prospectus), and any limits the selling firm has placed on your investment professional’s ability to offer you the contract and/or optional riders described in this prospectus.

 2  WELLS FARGO ADVANTAGE CHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

Key Terms

These terms can help you understand details about your contract.

Accumulation unit: A measure of the value of each subaccount before annuity payouts begin.

Annuitant: The person or persons on whose life or life expectancy the annuity payouts are based.

Annuity payouts: An amount paid at regular intervals under one of several plans.

Assumed investment rate: The rate of return we assume your investments will earn when we calculate your initial annuity payout amount using the annuity table in your contract. The standard assumed investment rate we use is 5% but you may request we substitute an assumed investment rate of 3.5%.

Beneficiary: The person you designate to receive benefits in case of the owner’s or annuitant’s death while the contract is in force.

Close of business: The time the New York Stock Exchange (NYSE) closes (4 p.m. Eastern time unless the NYSE closes earlier).

Code: The Internal Revenue Code of 1986, as amended.

Contract: A deferred annuity contract that permits you to accumulate money for retirement by making one or more purchase payments. It provides for lifetime or other forms of payouts beginning at a specified time in the future.

Contract value: The total value of your contract before we deduct any applicable charges.

Contract year: A period of 12 months, starting on the effective date of your contract and on each anniversary of the effective date.

Fixed account: Our general account which includes the one-year fixed account and the DCA fixed account. Amounts you allocate to the fixed account earn interest rates we declare periodically. For Contract Option C, the one-year fixed account may not be available or may be significantly limited in some states.

Funds: Investment options under your contract. You may allocate your purchase payments into subaccounts investing in shares of the funds.

Good order: We cannot process your transaction request relating to the contract until we have received the request in good order at our corporate office. “Good order” means the actual receipt of the requested transaction in writing, along with all information, forms and supporting legal documentation necessary to effect the transaction. To be in “good order,” your instructions must be sufficiently clear so that we do not need to exercise any discretion to follow such instructions. This information and documentation generally includes your completed request; the contract number; the transaction amount (in dollars); the names of and allocations to and/or from the subaccounts and the fixed account affected by the requested transaction; the signatures of all contract owners, exactly as registered on the contract, if necessary; Social Security Number or Taxpayer Identification Number; and any other information, forms or supporting documentation that we may require. With respect to purchase requests, “good order” also generally includes receipt of sufficient payment by us to effect the purchase. We may, in our sole discretion, determine whether any particular transaction request is in good order, and we reserve the right to change or waive any good order requirements at any time.

Guarantee Period: The number of successive 12-month periods that a guaranteed interest rate is credited.

Guarantee Period Accounts (GPAs): A nonunitized separate account to which you may allocate purchase payments or transfer contract value of at least $1,000. These accounts have guaranteed interest rates for guarantee periods we declare when you allocate purchase payments or transfer contract value to a GPA. These guaranteed rates and periods of time may vary by state. Unless an exception applies, transfers or withdrawals from a GPA done more than 30 days before the end of the guarantee period will receive a market value adjustment, which may result in a gain or loss of principal.

Market Value Adjustment (MVA): A positive or negative adjustment assessed if any portion of a Guarantee Period Account is withdrawn or transferred more than 30 days before the end of its guarantee period.

Owner (you, your): The person or persons identified in the contract as owner(s) of the contract, who has or have the right to control the contract (to decide on investment allocations, transfers, payout options, etc.). Usually, but not always, the owner is also the annuitant. During the owner’s life, the owner is responsible for taxes, regardless of whether he or she receives the contract’s benefits. When the contract is owned by a revocable trust, the annuitant selected should be the grantor of the trust to assure compliance with Section 72(s) of the Code.

WELLS FARGO ADVANTAGE CHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 3

Qualified annuity: A contract that you purchase to fund one of the following tax-deferred retirement plans that is subject to applicable federal law and any rules of the plan itself:

•	Individual Retirement Annuities (IRAs) including inherited IRAs under Section 408(b) of the Code

•	Roth IRAs including inherited Roth IRAs under Section 408A of the Code

•	Simplified Employee Pension (SEP) plans under Section 408(k) of the Code

•	Tax-Sheltered Annuity (TSA) rollovers under Section 403(b) of the Code

A qualified annuity will not provide any necessary or additional tax deferral if it is used to fund a retirement plan that is already tax deferred.

All other contracts are considered nonqualified annuities.

Retirement date: The date when annuity payouts are scheduled to begin.

Rider effective date: The date a rider becomes effective as stated in the rider.

RiverSource Life: In this prospectus, “we,” “us,” “our” and “RiverSource Life” refer to RiverSource Life Insurance Company.

Valuation date: Any normal business day, Monday through Friday, on which the NYSE is open, up to the close of business. At the close of business, the next valuation date begins. We calculate the accumulation unit value of each subaccount on each valuation date. If we receive your purchase payment or any transaction request (such as a transfer or surrender request) in good order at our corporate office before the close of business, we will process your payment or transaction using the accumulation unit value we calculate on the valuation date we received your payment or transaction request. On the other hand, if we receive your purchase payment or transaction request in good order at our corporate office at or after the close of business, we will process your payment or transaction using the accumulation unit value we calculate on the next valuation date. If you make a transaction request by telephone (including by fax), you must have completed your transaction by the close of business in order for us to process it using the accumulation unit value we calculate on that valuation date. If you were not able to complete your transaction before the close of business for any reason, including telephone service interruptions or delays due to high call volume, we will process your transaction using the accumulation unit value we calculate on the next valuation date.

Variable account: Consists of separate subaccounts to which you may allocate purchase payments; each invests in shares of one fund. The value of your investment in each subaccount changes with the performance of the particular fund.

Withdrawal value: The amount you are entitled to receive if you make a full withdrawal from your contract. It is the contract value minus any applicable charges.

 4  WELLS FARGO ADVANTAGE CHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

The Contract in Brief

This prospectus describes two contracts. Each contract has different expenses. Contract Option L has lower expenses than Contract Option C. Contract Option L has a four-year withdrawal charge schedule that applies to each purchase payment you make. Contract Option C eliminates the purchase payment withdrawal charge schedule, but has a higher mortality and expense risk fee than Contract Option L. Your investment professional can help you determine which contract is best suited to your needs based on factors such as your investment goals and how long you intend to keep your contract.

Purpose: These contracts allow you to accumulate money for retirement or similar long term goal. You do this by making one or more purchase payments. You may allocate your purchase payments to the one-year fixed account (if part of your contract), the DCA fixed account, GPAs and/or subaccounts of the variable account under the contract; however you risk losing amounts you invest in the subaccounts of the variable account. These accounts, in turn, may earn returns that increase the value of a contract. If the contract value goes to zero due to underlying fund’s performance or deduction of fees, the contract will no longer be in force and the contract (including any death benefit riders) will terminate. You may be able to purchase an optional benefit to reduce the investment risk you assume. Beginning at a specified time in the future called the retirement date, these contracts provide lifetime or other forms of payouts of your contract value (less any applicable premium tax).

It may have not been advantageous for you to purchase this contract in exchange for, or in addition to, an existing annuity or life insurance policy. Generally, you can exchange one annuity for another or for a long-term care policy in a “tax-free” exchange under Section 1035 of the Code. You can also do a partial exchange from one annuity contract to another annuity contract, subject to Internal Revenue Service (“IRS”) rules. You also generally can exchange a life insurance policy for an annuity. However, before making an exchange, you should compare both contracts carefully because the features and benefits may be different. Fees and charges may be higher or lower on your old contract than on this contract. You may have to pay a withdrawal charge when you exchange out of your old contract and a new withdrawal charge period will begin when you exchange into this contract. If the exchange does not qualify for Section 1035 treatment, you also may have to pay federal income tax on the distribution. State income taxes may also apply. You should not exchange your old contract for this contract, or buy this contract in addition to your old contract, unless you determine it is in your best interest. (See “Taxes-1035 Exchanges”.)

Tax-deferred retirement plans: Most annuities have a tax-deferred feature. So do many retirement plans under the Code. As a result, when you use a qualified annuity to fund a retirement plan that is tax-deferred, your contract will not provide any necessary or additional tax deferral for that retirement plan. A qualified annuity has features other than tax deferral that may help you reach your retirement goals. In addition, the Code subjects retirement plans to required withdrawals triggered at a certain age. These mandatory withdrawals are called required minimum distributions (“RMDs”). RMDs may reduce the value of certain death benefits and optional riders (see “Taxes — Qualified Annuities — Required Minimum Distributions”). You should consult your tax advisor before you purchase the contract as a qualified annuity for an explanation of the tax implications to you.

Buying your contract: We no longer offer new contracts. However, you have the option of making additional purchase payments in the future, subject to certain limitations. Purchase payment amounts and purchase payment timing may be limited under the terms of your contract and/or pursuant to state requirements. (See “Buying Your Contract”).

Accounts: Generally, you may allocate your purchase payments among the:

•	subaccounts, each of which invests in a fund with a particular investment objective. The value of each subaccount varies with the performance of the particular fund in which it invests. We cannot guarantee that the value at the retirement date will equal or exceed the total purchase payments you allocate to the subaccounts. (See “The Variable Account and the Funds”).

•	the GPAs which earn interest at rates that we declare when you allocate purchase payments or transfer contract value to these accounts. The required minimum investment in a GPA is $1,000. These accounts may not be available in all states. (See “The Guarantee Period Accounts (GPAs)” and “The One-Year Fixed Account”).

•	the one-year fixed account (if part of your contract), which earns interest at rates that we adjust periodically. There are restrictions on the amount you can allocate to this account as well as on transfers from this account (see “Buying Your Contract” and “Transfer policies”).

•	DCA fixed account, if part of your contract, which earns interest at rates that we adjust periodically. There are restrictions on how long contract value can remain in this account. (See “DCA Fixed Account”).

Transfers: Subject to certain restrictions, you currently may redistribute your contract value among the accounts without charge at any time until annuity payouts begin, and once per contract year among the subaccounts after annuity payouts begin. Transfers out of the GPAs done more than 30 days before the end of the guarantee period will be subject to an MVA, unless an exception applies. You may establish automated transfers among the accounts. Transfers into the DCA fixed account are

WELLS FARGO ADVANTAGE CHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 5

not permitted. We reserve the right to further limit transfers to the one-year fixed account if the interest rate we are then currently crediting is equal to the minimum interest rate stated in the contract. (See “Making the Most of Your Contract — Transferring Among Accounts”).

Withdrawals: You may withdraw all or part of your contract value at any time before the retirement date. You also may establish automated partial withdrawals. Withdrawals may be subject to charges and tax penalties (including a 10% IRS penalty that may apply if you make withdrawals prior to your reaching age 59 1/2) and may have other tax consequences. Certain other restrictions may apply. (See “Withdrawals”)

Optional benefits: This contract offers features that are available for additional charges if you meet certain criteria. Optional benefits may require the use of a Portfolio Navigator program (PN program) investment option which may limit transfers and allocations; may limit the timing, amount and allocation of purchase payments; and may limit the amount of partial withdrawals that can be taken under the optional benefit during a contract year. (See “Optional Benefits”).

Benefits in case of death: If you or the annuitant die before annuity payouts begin, we will pay the beneficiary an amount based on the death benefit selected. (See “Benefits in Case of Death”).

Taxes: Generally, income earned on your contract value grows tax-deferred until you make withdrawals or begin to receive payouts. (Under certain circumstances, IRS penalty taxes may apply.) The tax treatment of qualified and non-qualified annuities differs. Even if you direct payouts to someone else, you will be taxed on the income if you are the owner. (See “Taxes”).

Annuity payouts: You can apply your contract value, after reflecting any adjustments, to an annuity payout plan that begins on the retirement date. You may choose from a variety of plans to make sure that payouts continue as long as you like. The payout schedule must meet IRS requirements. We can make payouts on a fixed or variable basis, or both. During the annuity payout period, your choices for subaccounts may be limited. The GPAs and the DCA fixed account are not available during the payout period. (See “The Annuity Payout Period”).

 6  WELLS FARGO ADVANTAGE CHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

Expense Summary

The following tables describe the fees and expenses that you will pay when buying, owning and making a withdrawal from the contract. The first table describes the fees and expenses that you will pay at the time that you buy the contract or make a withdrawal from the contract. State premium taxes also may be deducted.

CONTRACT OWNER TRANSACTION EXPENSES

Withdrawal charge

(contingent deferred sales charge as a percentage of purchase payment withdrawn)

You select either contract Option L or Option C at the time of application. Option C has no withdrawal charge schedule but carries a higher mortality and expense risk fee than Option L.

Contract Option L
years from purchase	Withdrawal charge
payment receipt*	percentage

1-2	8%

3	7

4	6

Thereafter	0

*	According to our current administrative practice, for the purpose of withdrawal charge calculation, we consider that the year is completed one day prior to the contract anniversary.

Withdrawal charge under Annuity Payout Plan E — Payouts for a specified period: If you are receiving variable annuity payments under this annuity payout plan, you can choose to take a withdrawal. The amount that you can withdraw is the present value of any remaining variable payouts. The discount rate we use in the calculation will be 5.17% for the assumed investment return of 3.5% and 6.67% for the assumed investment return of 5.0%. The withdrawal charge equals the present value of the remaining payouts using the assumed investment return minus the present value of the remaining payouts using the discount rate. (See “Charges — Withdrawal Charge” and “The Annuity Payout Period — Annuity Payout Plans.”)

The next two tables describe the fees and expenses that you will pay periodically during the time that you own the contract, not including fund fees and expenses.

ANNUAL VARIABLE ACCOUNT EXPENSES
(As a percentage of average daily subaccount value.)

You must choose either contract Option L or Option C and one of the death benefit guarantees. The combination you choose determines the mortality and expense risk fee you pay. The table below shows the combinations available to you and their cost. The variable account administrative charge is in addition to the mortality and expense risk fee.

	Total mortality and	Variable account	Total variable
If you select contract Option L and:	expense risk fee	administrative charge	account expense

Return of Purchase Payment (ROP) Death Benefit	1.55%	0.15%	1.70%

Maximum Anniversary Value (MAV) Death Benefit	1.75	0.15	1.90

5% Accumulation Death Benefit	1.90	0.15	2.05

Enhanced Death Benefit	1.95	0.15	2.10

If you select contract Option C and:

ROP Death Benefit	1.65%	0.15%	1.80%

MAV Death Benefit	1.85	0.15	2.00

5% Accumulation Death Benefit	2.00	0.15	2.15

Enhanced Death Benefit	2.05	0.15	2.20

WELLS FARGO ADVANTAGE CHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 7

OTHER ANNUAL EXPENSES

Annual contract administrative charge	$40

(We will waive this charge when your contract value is $50,000 or more on the current contract anniversary.)

Optional Death Benefits
If eligible, you may have selected an optional death benefit in addition to the ROP and MAV Death Benefits. The fees apply only if you have selected one of these benefits.

Benefit Protector® Death Benefit rider fee	0.25%

Benefit Protector® Plus Death Benefit rider fee	0.40%

(As a percentage of the contract value charged annually on the contract anniversary.)

Optional Living Benefits
If eligible, you may have selected one of the following optional living benefits if available in your state. Each optional living benefit requires participation in the PN program. The fees apply only if you have selected one of these benefits.

Accumulation Protector Benefit® rider fee	Maximum: 1.75%	Current: 0.55%

(Charged annually on the contract anniversary as a percentage of the contract value or the Minimum Contract Accumulation Value, whichever is greater.)

Guarantor Withdrawal Benefit for Life® rider fee	Maximum: 1.50%	Current: 0.65%

(Charged annually on the contract anniversary as a percentage of the contract value or the total Remaining Benefit Amount, whichever is greater.)

Guarantor® Withdrawal Benefit rider fee	Maximum: 1.50%	Current: 0.55%

(As a percentage of contract value charged annually on the contract anniversary.)

Income Assurer Benefit® – MAV rider fee	Maximum: 1.50%	Current: 0.30%(1)

Income Assurer Benefit® – 5% Accumulation Benefit Base rider fee	Maximum: 1.75%	Current: 0.60%(1)

Income Assurer Benefit® – Greater of MAV or 5% Accumulation Benefit Base rider fee	Maximum: 2.00%	Current: 0.65%(1)

(As a percentage of the guaranteed income benefit base charged annually on the contract anniversary.)

(1)	For applications signed prior to Oct. 7, 2004, the following current annual rider charges apply: Income Assurer Benefit – MAV — 0.55%, Income Assurer Benefit – 5% Accumulation Benefit Base — 0.70%; and Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base — 0.75%.

 8  WELLS FARGO ADVANTAGE CHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

ANNUAL OPERATING EXPENSES OF THE FUNDS
The next two tables describe the operating expenses of the funds that you may pay periodically during the time that you own the contract. These operating expenses are for the fiscal year ended Dec. 31, 2012, unless otherwise noted. The first table shows the minimum and maximum total operating expenses charged by the funds. The second table shows the total operating expenses charged by each fund. More detail concerning each fund’s fees and expenses is contained in the prospectus for each fund.

Minimum and maximum annual operating expenses for the funds

(Including management fee, distribution and/or service (12b-1) fees and other expenses)(1)

	Minimum	Maximum

Total expenses before fee waivers and/or expense reimbursements	0.45%	1.42%

(1)	Each fund deducts management fees and other expenses from fund assets. Fund assets include amounts you allocate to a particular fund. Funds may also charge 12b-1 fees that are used to finance any activity that is primarily intended to result in the sale of fund shares. Because 12b-1 fees are paid out of fund assets on an ongoing basis, you may pay more if you select subaccounts investing in funds that have adopted 12b-1 plans than if you select subaccounts investing in funds that have not adopted 12b-1 plans. The fund or the fund’s affiliates may pay us or our affiliates for promoting and supporting the offer, sale and servicing of fund shares. In addition, the fund’s distributor and/or investment adviser, transfer agent or their affiliates may pay us or our affiliates for various services we or our affiliates provide. The amount of these payments will vary by fund and may be significant. See “The Variable Account and the Funds” for additional information, including potential conflicts of interest these payments may create. For a more complete description of each fund’s fees and expenses and important disclosure regarding payments the fund and/or its affiliates make, please review the fund’s prospectus and SAI.

Total annual operating expenses for each fund*

(Before fee waivers and/or expense reimbursements, if applicable, as a percentage of average daily net assets)

				Acquired fund	Gross total
	Management	12b-1	Other	fees and	annual
Fund name**	fees	fees	expenses	expenses***	expenses

AllianceBernstein VPS Growth and Income Portfolio (Class B)	0.55%	0.25%	0.05%	—%	0.85%

AllianceBernstein VPS International Value Portfolio (Class B)	0.75	0.25	0.06	—	1.06

American Century VP Inflation Protection, Class II	0.47	0.25	0.01	—	0.73

American Century VP Value, Class II	0.88	0.25	—	—	1.13

Columbia Variable Portfolio – Cash Management Fund (Class 3)	0.33	0.13	0.14	—	0.60	(1)

Columbia Variable Portfolio – Diversified Bond Fund (Class 3)	0.41	0.13	0.13	—	0.67

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3)**	0.57	0.13	0.12	—	0.82

Columbia Variable Portfolio – Emerging Markets Fund (Class 3)**	1.07	0.13	0.22	—	1.42	(1)

Columbia Variable Portfolio – High Yield Bond Fund (Class 3)	0.58	0.13	0.17	—	0.88	(1)

Columbia Variable Portfolio – Large Cap Growth Fund (Class 3)	0.71	0.13	0.17	—	1.01	(1)

Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3)**	0.66	0.13	0.14	0.01	0.94

Columbia Variable Portfolio – Mid Cap Growth Opportunity Fund (Class 3)	0.76	0.13	0.17	—	1.06	(1)

Columbia Variable Portfolio – S&P 500 Index Fund (Class 3)	0.10	0.13	0.22	—	0.45

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 3)**	0.36	0.13	0.14	—	0.63

Dreyfus Investment Portfolios Technology Growth Portfolio, Service Shares	0.75	0.25	0.08	—	1.08

Dreyfus Variable Investment Fund Appreciation Portfolio, Service Shares	0.75	0.25	0.06	—	1.06

Fidelity® VIP Contrafund® Portfolio Service Class 2	0.56	0.25	0.08	—	0.89

Fidelity® VIP Mid Cap Portfolio Service Class 2	0.56	0.25	0.09	—	0.90

Fidelity® VIP Overseas Portfolio Service Class 2	0.71	0.25	0.14	—	1.10

FTVIPT Franklin Global Real Estate Securities Fund – Class 2	0.80	0.25	0.31	—	1.36

FTVIPT Franklin Income Securities Fund – Class 2	0.45	0.25	0.02	—	0.72

FTVIPT Templeton Global Bond Securities Fund – Class 2	0.46	0.25	0.09	—	0.80

Goldman Sachs VIT Mid Cap Value Fund – Institutional Shares	0.80	—	0.07	—	0.87	(2)

Invesco V.I. American Franchise Fund, Series II Shares**	0.68	0.25	0.30	—	1.23	(3)

Invesco V.I. Comstock Fund, Series II Shares**	0.56	0.25	0.29	—	1.10	(3)

Invesco V.I. Mid Cap Growth Fund, Series II Shares**	0.75	0.25	0.37	—	1.37	(3)

Oppenheimer Global Fund/VA, Service Shares**	0.63	0.25	0.13	—	1.01

Oppenheimer Global Strategic Income Fund/VA, Service Shares	0.58	0.25	0.14	0.06	1.03	(4)

Oppenheimer Main Street Small Cap Fund®/VA, Service Shares**	0.69	0.25	0.14	—	1.08	(5)

Putnam VT Global Health Care Fund – Class IB Shares	0.64	0.25	0.20	—	1.09

Putnam VT Small Cap Value Fund – Class IB Shares	0.64	0.25	0.17	0.09	1.15

WELLS FARGO ADVANTAGE CHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 9

Total annual operating expenses for each fund* (continued)

(Before fee waivers and/or expense reimbursements, if applicable, as a percentage of average daily net assets)

				Acquired fund	Gross total
	Management	12b-1	Other	fees and	annual
Fund name**	fees	fees	expenses	expenses***	expenses

Variable Portfolio – Aggressive Portfolio (Class 2)	—%	0.25%	0.02%	0.80%	1.07%

Variable Portfolio – Aggressive Portfolio (Class 4)	—	0.25	0.02	0.80	1.07

Variable Portfolio – BlackRock Global Inflation-Protected Securities Fund (Class 3)**	0.42	0.13	0.13	—	0.68

Variable Portfolio – Conservative Portfolio (Class 2)	—	0.25	0.02	0.61	0.88

Variable Portfolio – Conservative Portfolio (Class 4)	—	0.25	0.02	0.61	0.88

Variable Portfolio – Moderate Portfolio (Class 2)	—	0.25	0.02	0.72	0.99

Variable Portfolio – Moderate Portfolio (Class 4)	—	0.25	0.02	0.72	0.99

Variable Portfolio – Moderately Aggressive Portfolio (Class 2)	—	0.25	0.02	0.76	1.03

Variable Portfolio – Moderately Aggressive Portfolio (Class 4)	—	0.25	0.02	0.76	1.03

Variable Portfolio – Moderately Conservative Portfolio (Class 2)	—	0.25	0.02	0.67	0.94

Variable Portfolio – Moderately Conservative Portfolio (Class 4)	—	0.25	0.02	0.67	0.94

Variable Portfolio – Partners Small Cap Value Fund (Class 3)	0.91	0.13	0.15	0.01	1.20	(1)

Variable Portfolio – Victory Established Value Fund (Class 3)**	0.77	0.13	0.13	—	1.03	(1)

Wanger USA	0.86	—	0.10	—	0.96

Wells Fargo Advantage VT Index Asset Allocation Fund – Class 2	0.55	0.25	0.33	—	1.13	(6)

Wells Fargo Advantage VT International Equity Fund – Class 2	0.75	0.25	0.23	0.01	1.24	(6)

Wells Fargo Advantage VT Intrinsic Value Fund – Class 2	0.55	0.25	0.34	0.01	1.15	(6)

Wells Fargo Advantage VT Omega Growth Fund – Class 2	0.55	0.25	0.25	—	1.05	(6)

Wells Fargo Advantage VT Opportunity Fund – Class 2	0.65	0.25	0.20	0.01	1.11	(6)

Wells Fargo Advantage VT Small Cap Growth Fund – Class 2	0.75	0.25	0.19	0.01	1.20

Wells Fargo Advantage VT Total Return Bond Fund – Class 2	0.40	0.25	0.29	0.01	0.95	(6)

*	The Funds provided the information on their expenses and we have not independently verified the information.

**	The previous fund names can be found in “The Variable Account and the Funds” section of the prospectus.

***	Includes fees and expenses incurred indirectly by the Fund as a result of its investment in other investment companies (also referred to as acquired funds).

(1)	Columbia Management Investment Advisers, LLC and certain of its affiliates have contractually agreed to waive and/or to reimburse expenses (excluding certain fees and expenses, such as transaction costs and certain other investment related expenses, interest, taxes, acquired fund fees and expenses, and extraordinary expenses) until April 30, 2014, unless sooner terminated at the sole discretion of the Fund’s Board of Trustees. Under this agreement, the Fund’s net operating expenses, subject to applicable exclusions, will not exceed the annual rate of 0.575% for Columbia Variable Portfolio – Cash Management Fund (Class 3), 1.375% for Columbia Variable Portfolio – Emerging Markets Fund (Class 3), 0.845% for Columbia Variable Portfolio – High Yield Bond Fund (Class 3), 0.915% for Columbia Variable Portfolio – Large Cap Growth Fund (Class 3), 0.995% for Columbia Variable Portfolio – Mid Cap Growth Opportunity Fund (Class 3), 1.005% for Variable Portfolio – Partners Small Cap Value Fund (Class 3) and 1.015% for Variable Portfolio – Victory Established Value Fund (Class 3).

(2)	The Investment Adviser agreed to waive a portion of its management fee in order to achieve an effective net management rate of 0.77%. Other expenses include transfer agency fees equal on an annualized basis to 0.02% of the average daily net assets of the Fund’s Institutional Shares, plus all other ordinary expenses not detailed above. The Investment Adviser has voluntarily agreed to reduce or limit other expenses (excluding management fees, distribution and service fees, transfer agent fees and expenses, taxes, interest, brokerage fees and litigation, indemnification, shareholder meetings and other extraordinary expenses, exclusive of any custody and transfer agent fee credit reductions) to the extent such expenses exceed, on an annual basis, 0.054% of the average daily net assets of the Fund. These arrangements will remain in effect through at least April 29, 2014 and prior to such date the Investment Adviser may not terminate the arrangement without the approval of the trustees. After fee waivers and reimbursements, net expenses would be 0.84%.

(3)	The Adviser has contractually agreed, through at least June 30, 2014, to waive advisory fees and/or reimburse expenses of Series II shares to the extent necessary to limit total annual fund operating expenses after fee waivers and/or expense reimbursements (excluding interest, taxes, dividend expense on short sales, extraordinary or non-routine items, including litigation expenses and expenses that the Fund has incurred but did not actually pay because of an expense offset arrangement) of Series II shares to 1.15% for Invesco V.I. American Franchise Fund, Series II Shares, 1.03% for Invesco V.I. Comstock Fund, Series II Shares and 1.34% for Invesco V.I. Mid Cap Growth Fund, Series II Shares of average daily net assets. Acquired fund fees and expenses are also excluded in determining such obligation, if applicable. Unless the Board of Trustees and Invesco Advisers, Inc. mutually agree to amend or continue the fee waiver agreement, it will terminate on June 30, 2014.

(4)	The Manager has contractually agreed to waive fees and/or reimburse Fund expenses in an amount equal to the indirect management fees incurred through the Fund’s investments in Oppenheimer Institutional Money Market Fund, Oppenheimer Short Duration Fund and the Master Funds. This fee waiver and/or expenses reimbursement may not be amended or withdrawn for one year from the date of the Fund’s prospectus, unless approved by the board. After fee waivers, net expenses would be 0.97%.

(5)	The Manager has voluntarily agreed to limit the Fund’s expenses after payments, waivers and/or reimbursements and reduction to custodian expenses, excluding expenses incurred directly or indirectly by the Fund as a result of investments in other investment companies, wholly-owned subsidiaries and pooled investment vehicles; so that those expenses, as percentages of daily net assets, will not exceed the annual rate of 1.05%.

(6)	The Adviser has committed through April 30, 2014 to waive fees and/or reimburse expenses to the extent necessary to cap the Fund’s total annual fund operating expenses after fee waiver at 1.00% for Wells Fargo Advantage VT Index Asset Allocation Fund – Class 2, 0.94% for Wells Fargo Advantage VT International Equity Fund – Class 2, 1.00% for Wells Fargo Advantage VT Intrinsic Value Fund – Class 2, 1.00% for Wells Fargo Advantage VT Omega Growth Fund – Class 2, 1.00% for Wells Fargo Advantage VT Opportunity Fund – Class 2 and 0.90% for Wells Fargo Advantage VT Total Return Bond Fund – Class 2. Brokerage commissions, stamp duty fees, interest, taxes, acquired fund fees and expenses and extraordinary expenses are excluded from the cap. After this time, the cap may be increased or the commitment to maintain the cap may be terminated only with the approval of the Board of Trustees.

 10  WELLS FARGO ADVANTAGE CHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

Examples
These examples are intended to help you compare the cost of investing in these contracts with the cost of investing in other variable annuity contracts. These costs include your transaction expenses, contract administrative charges(1), variable account annual expenses and fund fees and expenses.

These examples assume that you invest $10,000 in the contract for the time periods indicated. These examples also assume that your investment has a 5% return each year.

Maximum Expenses. These examples assume the most expensive combination of contract features and benefits and the maximum fees and expenses of any of the funds before fee waivers and/or expense reimbursements. They assume that you select the MAV Death Benefit, the Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base and the Benefit Protector Plus Death Benefit(2). Although your actual costs may be lower, based on these assumptions your costs would be:

					If you do not withdraw your contract
	If you withdraw your contract				or if you select an annuity payout plan
	at the end of the applicable time period:				at the end of the applicable time period:
	1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years

Contract Option L	$1,351	$2,542	$3,214	$6,588	$631	$1,910	$3,214	$6,588

Contract Option C	641	1,939	3,260	6,667	641	1,939	3,260	6,667

Minimum Expenses. These examples assume the least expensive combination of contract features and benefits and the minimum fees and expenses of any of the funds before fee waivers and/or expense reimbursements. They assume that you select the ROP Death Benefit and do not select any optional benefits. Although your actual costs may be higher, based on these assumptions your costs would be:

					If you do not withdraw your contract
	If you withdraw your contract				or if you select an annuity payout plan
	at the end of the applicable time period:				at the end of the applicable time period:
	1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years

Contract Option L	$1,000	$1,475	$1,356	$2,860	$260	$797	$1,356	$2,860

Contract Option C	271	828	1,407	2,962	271	828	1,407	2,962

(1)	In these examples, the contract administrative charge is $40.
(2)	Because these examples are intended to illustrate the most expensive combination of contract features, the maximum annual fee for each optional rider is reflected rather than the fee that is currently being charged.

THE EXAMPLES ARE ILLUSTRATIVE ONLY. YOU SHOULD NOT CONSIDER THESE EXAMPLES AS A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES WILL BE HIGHER OR LOWER THAN THOSE SHOWN DEPENDING UPON WHICH OPTIONAL BENEFIT YOU ELECT OTHER THAN INDICATED IN THE EXAMPLES OR IF YOU ALLOCATE CONTRACT VALUE TO ANY OTHER AVAILABLE SUBACCOUNTS.

WELLS FARGO ADVANTAGE CHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 11

Condensed Financial Information

You can find unaudited condensed financial information for the subaccounts representing the lowest and highest total annual variable account expense combinations in Appendix N.

Financial Statements

You can find our audited financial statements and the audited financial statements of the divisions, which are comprised of subaccounts, in the SAI. The SAI does not include audited financial statements for divisions that are new (if any) and have no activity as of the financial statements date.

The Variable Account and the Funds

Variable Account. The variable account was established under Indiana law on July 15, 1987, and the subaccounts are registered together as a single unit investment trust under the Investment Company Act of 1940 (the 1940 Act). This registration does not involve any supervision of our management or investment practices and policies by the SEC. All obligations arising under the contracts are general obligations of RiverSource Life.

The variable account meets the definition of a separate account under federal securities laws. We credit or charge income, capital gains and capital losses of each subaccount only to that subaccount. State insurance law prohibits us from charging a subaccount with liabilities of any other subaccount or of our general business. The variable account includes other subaccounts that are available under contracts that are not described in this prospectus.

Although the IRS has issued some guidance on investor control, the U.S. Treasury and the IRS may continue to examine this aspect of variable contracts and provide additional guidance on investor control. At this time, we do not know what the additional guidance will be or when action will be taken. We reserve the right to modify the contract, as necessary, so that the owner will not be subject to current taxation as the owner of the subaccount assets.

We intend to comply with all federal tax laws so that the contract continues to qualify as an annuity for federal income tax purposes. We reserve the right to modify the contract as necessary to comply with any new tax laws.

The Funds. This contract currently offers subaccounts investing in shares of the funds listed in the table below.

•	Investment objectives: The investment managers and advisers cannot guarantee that the funds will meet their investment objectives. Please read the funds’ prospectuses for facts you should know before investing. These prospectuses are available by contacting us at the address or telephone number on the first page of this prospectus.

•	Fund name and management: A fund underlying your contract in which a subaccount invests may have a name, portfolio manager, objectives, strategies and characteristics that are the same or substantially similar to those of a publicly-traded retail mutual fund. Despite these similarities, an underlying fund is not the same as any publicly-traded retail mutual fund. Each underlying fund will have its own unique portfolio holdings, fees, operating expenses and operating results. The results of each underlying fund may differ significantly from any publicly-traded retail mutual fund.

•	Eligible purchasers: All funds are available to serve as the underlying investments for variable annuities and variable life insurance policies. The funds are not available to the public (see “Fund Name and Management” above). Some funds also are available to serve as investment options for tax-deferred retirement plans. It is possible that in the future for tax, regulatory or other reasons, it may be disadvantageous for variable annuity accounts and variable life insurance accounts and/or tax-deferred retirement plans to invest in the available funds simultaneously. Although we and the funds’ providers do not currently foresee any such disadvantages, the boards of directors or trustees of each fund will monitor events in order to identify any material conflicts between annuity owners, policy owners and tax-deferred retirement plans and to determine what action, if any, should be taken in response to a conflict. If a board were to conclude that it should establish separate fund providers for the variable annuity, variable life insurance and tax-deferred retirement plan accounts, you would not bear any expenses associated with establishing separate funds. Please refer to the funds’ prospectuses for risk disclosure regarding simultaneous investments by variable annuity, variable life insurance and tax-deferred retirement plan accounts. Each fund intends to comply with the diversification requirements under Section 817(h) of the Code.

•	Private label: This contract is a “private label” variable annuity. This means the contract includes funds affiliated with the distributor of this contract. Purchase payments and contract values you allocate to subaccounts investing in any of the Wells Fargo Variable Trust funds available under this contract are generally more profitable for the distributor and its affiliates than allocations you make to other subaccounts. In contrast, purchase payments and contract values you allocate to subaccounts investing in any of the affiliated are generally more profitable for us and our affiliates. For example, we may receive compensation from our affiliates in connection with purchase payments and contract value you allocate to the affiliated funds that exceeds the range disclosed in the previous paragraph for funds our affiliates do not manage. These

 12  WELLS FARGO ADVANTAGE CHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

relationships may influence recommendations your investment professional makes regarding whether you should invest in the contract, and whether you should allocate purchase payments or contract values to a particular subaccount.

•	Asset allocation programs may impact fund performance: Asset allocation programs in general may negatively impact the performance of an underlying fund. Even if you do not participate in an asset allocation program, a fund in which your subaccount invests may be impacted if it is included in an asset allocation program. Rebalancing or reallocation under the terms of the asset allocation program may cause a fund to lose money if it must sell large amounts of securities to meet a redemption request. These losses can be greater if the fund holds securities that are not as liquid as others, for example, various types of bonds, shares of smaller companies and securities of foreign issuers. A fund may also experience higher expenses because it must sell or buy securities more frequently than it otherwise might in the absence of asset allocation program rebalancing or reallocations. Because asset allocation programs include periodic rebalancing and may also include reallocation, these effects may occur under the asset allocation program we offer (see “Making the Most of Your Contract — Portfolio Navigator Program”) or under asset allocation programs used in conjunction with the contracts and plans of other eligible purchasers of the funds.

•	Funds available under the contract: We seek to provide a broad array of underlying funds taking into account the fees and charges imposed by each fund and the contract charges we impose. We select the underlying funds in which the subaccounts initially invest and when there is substitution (see “Substitution of Investments”). We also make all decisions regarding which funds to retain in a contract, which funds to add to a contract and which funds will no longer be offered in a contract. In making these decisions, we may consider various objective and subjective factors. Objective factors include, but are not limited to fund performance, fund expenses, classes of fund shares available, size of the fund and investment objectives and investing style of the fund. Subjective factors include, but are not limited to, investment sub-styles and process, management skill and history at other funds and portfolio concentration and sector weightings. We also consider the levels and types of revenue a fund, its distributor, investment adviser, subadviser, transfer agent or their affiliates pay us and our affiliates. This revenue includes, but is not limited to compensation for administrative services provided with respect to the fund and support of marketing and distribution expenses incurred with respect to the fund.

•	Revenue we receive from the funds may create potential conflicts of interest: We or our affiliates receive from each of the funds, or the funds’ affiliates, varying levels and types of revenue including but not limited to expense payments and non-cash compensation. The amount of this revenue and how it is computed varies by fund, may be significant and may create potential conflicts of interest. The greatest amount and percentage of revenue we and our affiliates receive comes from assets allocated to subaccounts investing in the funds that are managed by our affiliates Columbia Management Investment Advisers, LLC (Columbia Management Investment Advisers) or Columbia Wanger Asset Management, LLC (Columbia Wanger Asset Management) (affiliated funds). Employee compensation and operating goals at all levels are tied to the success of Ameriprise Financial, Inc. and its affiliates, including us. Certain employees may receive higher compensation and other benefits based, in part, on contract values that are invested in the affiliated funds. We or our affiliates receive revenue which ranges up to 0.69% of the average daily net assets invested in the underlying funds through this and other contracts we and our affiliate issue. We or our affiliates may also receive revenue which ranges up to 0.04% of aggregate, net or anticipated sales of underlying funds through this and other contracts we and our affiliate issue. Please see the SAI for a table that ranks the underlying funds according to total dollar amounts they and their affiliates paid us or our affiliates in the prior calendar year.

Expense payments, non-cash compensation and other forms of revenue may influence recommendations your investment professional makes regarding whether you should invest in one of these contracts and whether you should allocate purchase payments or contract value to a subaccount that invests in a particular fund (see “About the Service Providers”).

The revenue we or our affiliates receive from a fund or its affiliates is in addition to revenue we receive from the charges you pay when buying, owning and surrendering from the contract (see “Expense Summary”). However, the revenue we or our affiliates receive from a fund or its affiliates may come, at least in part, from the fund’s fees and expenses you pay indirectly when you allocate contract value to the subaccount that invests in that fund.

•	Why revenues are paid to us: In accordance with applicable laws, regulations and the terms of the agreements under which such revenue is paid, we or our affiliates may receive these revenues including, but not limited to expense payments and non-cash compensation for various purposes:

•	Compensating, training and educating investment professionals who sell the contracts.

•	Granting access to our employees whose job it is to promote sales of the contracts by authorized selling firms and their investment professionals, and granting access to investment professionals of our affiliated selling firms.

•	Activities or services we or our affiliates provide that assist in the promotion and distribution of the contracts including promoting the funds available under the contracts to prospective and existing contract owners, authorized selling firms and investment professionals.

WELLS FARGO ADVANTAGE CHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 13

•	Providing sub-transfer agency and shareholder servicing to contract owners.

•	Promoting, including and/or retaining the fund’s investment portfolios as underlying investment options in the contracts.

•	Advertising, printing and mailing sales literature, and printing and distributing prospectuses and reports.

•	Furnishing personal services to contract owners, including education of contract owners, answering routine inquiries regarding a fund, maintaining accounts or providing such other services eligible for service fees as defined under the rules of the Financial Industry Regulatory Authority (FINRA).

•	Subaccounting, transaction processing, recordkeeping and administration.

•	Sources of revenue received from affiliated funds: The affiliated funds are managed by Columbia Management Investment Advisers or Columbia Wanger Asset Management. The sources of revenue we receive from these affiliated funds, or from affiliates of these funds, may include, but are not necessarily limited to, the following:

•	Assets of the fund’s adviser and transfer agent or an affiliate. The revenue resulting from these sources may be based either on a percentage of average daily net assets of the fund or on the actual cost of certain services we provide with respect to the fund. We may receive this revenue either in the form of a cash payment or it may be allocated to us.

•	Compensation paid out of 12b-1 fees that are deducted from fund assets and disclosed in the “12b-1 fees” column of the “Annual Operating Expenses of the Funds” table.

•	Sources of revenue received from unaffiliated funds: The unaffiliated funds are not managed by an affiliate of ours. The sources of revenue we receive from these unaffiliated funds, or the funds’ affiliates, may include, but are not necessarily limited to, the following:

•	Assets of the fund’s adviser, subadviser, transfer agent or an affiliate of these and assets of the fund’s distributor or an affiliate. The revenue resulting from these sources usually is based on a percentage of average daily net assets of the fund but there may be other types of payment arrangements.

•	Compensation paid out of 12b-1 fees that are deducted from fund assets and disclosed in the “12b-1 fees” column of the “Annual Operating Expenses of the Funds” table.

 14  WELLS FARGO ADVANTAGE CHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

Unless the PN program is in effect, you may allocate purchase payments and transfers to any or all of the subaccounts of the variable account that invest in shares of the following funds:

Investing In	Investment Objective and Policies	Investment Adviser
AllianceBernstein VPS Growth and Income Portfolio (Class B)	Seeks long-term growth of capital.	AllianceBernstein L.P.

AllianceBernstein VPS International Value Portfolio (Class B)	Seeks long-term growth of capital.	AllianceBernstein L.P.

American Century VP Inflation Protection, Class II	Seeks long-term total return using a strategy that seeks to protect against U.S. inflation.	American Century Investment Management, Inc.

American Century VP Value, Class II	Seeks long-term capital growth. Income is a secondary objective.	American Century Investment Management, Inc.

Columbia Variable Portfolio – Cash Management Fund (Class 3)	Seeks maximum current income consistent with liquidity and stability of principal.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Diversified Bond Fund (Class 3)	Seeks high level of current income while attempting to conserve the value of the investment for the longest period of time.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3) (previously Columbia Variable Portfolio – Diversified Equity Income Fund (Class 3))	Seeks high level of current income and, as a secondary goal, steady growth of capital.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Emerging Markets Fund (Class 3) (previously Columbia Variable Portfolio – Emerging Markets Opportunity Fund (Class 3))	Seeks long-term capital growth.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – High Yield Bond Fund (Class 3)	Seeks high current income, with capital growth as a secondary objective.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Large Cap Growth Fund (Class 3)	Seeks long-term capital growth.	Columbia Management Investment Advisers, LLC

WELLS FARGO ADVANTAGE CHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 15

Investing In	Investment Objective and Policies	Investment Adviser
Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3) (previously Columbia Variable Portfolio – Dynamic Equity Fund (Class 3))	Seeks capital appreciation.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Mid Cap Growth Opportunity Fund (Class 3)	Seeks growth of capital.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – S&P 500 Index Fund (Class 3)	Seeks long-term capital appreciation.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 3) (previously Columbia Variable Portfolio – Short Duration U.S. Government Fund (Class 3))	Seeks high level of current income and safety of principal consistent with investment in U.S. government and government agency securities.	Columbia Management Investment Advisers, LLC

Dreyfus Investment Portfolios Technology Growth Portfolio, Service Shares	Seeks capital appreciation.	The Dreyfus Corporation

Dreyfus Variable Investment Fund Appreciation Portfolio, Service Shares	Seeks long-term capital growth consistent with the preservation of capital.	The Dreyfus Corporation, adviser; Fayez Sarofim & Co., sub-adviser.

Fidelity® VIP Contrafund® Portfolio Service Class 2	Seeks long-term capital appreciation. Normally invests primarily in common stocks. Invests in securities of companies whose value it believes is not fully recognized by the public. Invests in either “growth” stocks or “value” stocks or both. The fund invests in domestic and foreign issuers.	Fidelity Management & Research Company (FMR) is the fund’s manager. FMR Co., Inc. (FMRC) and other investment advisers serve as sub-advisers for the fund.

Fidelity® VIP Mid Cap Portfolio Service Class 2	Seeks long-term growth of capital. Normally invests primarily in common stocks. Normally invests at least 80% of assets in securities of companies with medium market capitalizations. May invest in companies with smaller or larger market capitalizations. Invests in domestic and foreign issuers. The Fund invests in either “growth” or “value” common stocks or both.	FMR and FMRC and other investment advisers serve as sub-advisers for the fund.

Fidelity® VIP Overseas Portfolio Service Class 2	Seeks long-term growth of capital. Normally invests primarily in common stocks allocating investments across different countries and regions. Normally invests at least 80% of assets in non-U.S. securities.	FMR and FMRC and other investment advisers serve as sub-advisers for the fund.

 16  WELLS FARGO ADVANTAGE CHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

Investing In	Investment Objective and Policies	Investment Adviser
FTVIPT Franklin Global Real Estate Securities Fund – Class 2	Seeks high total return. Under normal market conditions, the fund invests at least 80% of its net assets in investments of companies located anywhere in the world that operate in the real estate sector.	Franklin Templeton Institutional, LLC

FTVIPT Franklin Income Securities Fund – Class 2	Seeks to maximize income while maintaining prospects for capital appreciation. Under normal market conditions, the fund invests in both equity and debt securities.	Franklin Advisers, Inc. adviser; Templeton Investment Counsel, LLC, subadviser.

FTVIPT Templeton Global Bond Securities Fund – Class 2	Seeks high current income, consistent with preservation of capital, with capital appreciation as a secondary consideration. Under normal market conditions, the fund invests at least 80% of its net assets in bonds, which include debt securities of any maturity, such as bonds, notes, bills and debentures.	Franklin Advisers, Inc.

Goldman Sachs VIT Mid Cap Value Fund – Institutional Shares	Seeks long-term capital appreciation.	Goldman Sachs Asset Management, L.P.

Invesco V.I. American Franchise Fund, Series II Shares (previously Invesco Van Kampen V.I. – American Franchise Fund, Series II Shares)	Seeks capital growth.	Invesco Advisers, Inc.

Invesco V.I. Comstock Fund, Series II Shares (previously Invesco Van Kampen V.I. – Comstock Fund, Series II Shares)	Seeks capital growth and income through investments in equity securities, including common stocks, preferred stocks and securities convertible into common and preferred stocks.	Invesco Advisers, Inc.

Invesco V.I. Mid Cap Growth Fund, Series II Shares (previously Invesco Van Kampen V.I. – Mid Cap Growth Fund, Series II Shares)	Seeks capital growth.	Invesco Advisers, Inc.

Oppenheimer Global Fund/VA, Service Shares (previously Oppenheimer Global Securities Fund/VA, Service Shares)	Seeks long-term capital appreciation by investing a substantial portion of its assets in securities of foreign issuers, “growth-type” companies, cyclical industries and special situations that are considered to have appreciation possibilities.	OFI Global Asset Management, Inc., adviser; OppenheimerFunds, Inc., sub-adviser.

Oppenheimer Global Strategic Income Fund/VA, Service Shares	Seeks a high level of current income principally derived from interest on debt securities.	OFI Global Asset Management, Inc., adviser; OppenheimerFunds, Inc., sub-adviser.

Oppenheimer Main Street Small Cap Fund®/VA, Service Shares (previously Main Street Small-& Mid-Cap Fund®/VA, Service Shares)	Seeks capital appreciation.	OFI Global Asset Management, Inc., adviser; OppenheimerFunds, Inc., sub-adviser.

WELLS FARGO ADVANTAGE CHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 17

Investing In	Investment Objective and Policies	Investment Adviser
Putnam VT Global Health Care Fund – Class IB Shares	Seeks capital appreciation.	Putnam Investment Management, LLC, adviser; Putnam Advisory Company, LLC, sub-adviser; and Putnam Investments Limited

Putnam VT Small Cap Value Fund – Class IB Shares	Seeks capital appreciation.	Putnam Investment Management, LLC

Variable Portfolio – Aggressive Portfolio (Class 2)	Seeks high level of total return that is consistent with an aggressive level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in underlying funds that invest in equity securities and also invests a small amount in underlying funds that invest in fixed income securities.	Columbia Management Investment Advisers, LLC

Variable Portfolio – Aggressive Portfolio (Class 4)	Seeks high level of total return that is consistent with an aggressive level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in underlying funds that invest in equity securities and also invests a small amount in underlying funds that invest in fixed income securities.	Columbia Management Investment Advisers, LLC

Variable Portfolio – BlackRock Global Inflation-Protected Securities Fund (Class 3) (previously Columbia Variable Portfolio – Global Inflation Protected Securities Fund (Class 3))	Non-diversified fund that seeks total return that exceeds the rate of inflation over the long term.	Columbia Management Investment Advisers, LLC, adviser; BlackRock Financial Management, Inc., subadviser.

Variable Portfolio – Conservative Portfolio (Class 2)	Seeks high level of total return that is consistent with a conservative level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in underlying funds that invest in fixed income securities.	Columbia Management Investment Advisers, LLC

Variable Portfolio – Conservative Portfolio (Class 4)	Seeks high level of total return that is consistent with a conservative level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in underlying funds that invest in fixed income securities.	Columbia Management Investment Advisers, LLC

Variable Portfolio – Moderate Portfolio (Class 2)	Seeks high level of total return that is consistent with a moderate level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in a balance of underlying funds that invest in fixed income securities and underlying funds that invest in equity securities.	Columbia Management Investment Advisers, LLC

 18  WELLS FARGO ADVANTAGE CHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

Investing In	Investment Objective and Policies	Investment Adviser
Variable Portfolio – Moderate Portfolio (Class 4)	Seeks high level of total return that is consistent with a moderate level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in a balance of underlying funds that invest in fixed income securities and underlying funds that invest in equity securities.	Columbia Management Investment Advisers, LLC

Variable Portfolio – Moderately Aggressive Portfolio (Class 2)	Seeks high level of total return that is consistent with a moderately aggressive level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in underlying funds that invest in equity securities and also invests a moderate amount in underlying funds that invest in fixed income securities.	Columbia Management Investment Advisers, LLC

Variable Portfolio – Moderately Aggressive Portfolio (Class 4)	Seeks high level of total return that is consistent with a moderately aggressive level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in underlying funds that invest in equity securities and also invests a moderate amount in underlying funds that invest in fixed income securities.	Columbia Management Investment Advisers, LLC

Variable Portfolio – Moderately Conservative Portfolio (Class 2)	Seeks high level of total return that is consistent with a moderately conservative level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in underlying funds that invest in fixed income securities and also invests a moderate amount in underlying funds that invest in equity securities.	Columbia Management Investment Advisers, LLC

Variable Portfolio – Moderately Conservative Portfolio (Class 4)	Seeks high level of total return that is consistent with a moderately conservative level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in underlying funds that invest in fixed income securities and also invests a moderate amount in underlying funds that invest in equity securities.	Columbia Management Investment Advisers, LLC

Variable Portfolio – Partners Small Cap Value Fund (Class 3)	Seeks long-term capital appreciation.	Columbia Management Investment Advisers, LLC, adviser; Barrow, Hanley, Mewhinney & Strauss, Inc., Denver Investment Advisors LLC, Donald Smith & Co., Inc., River Road Asset Management, LLC and Turner Investment Partners, Inc., subadvisers.

Variable Portfolio – Victory Established Value Fund (Class 3) (previously Variable Portfolio – Goldman Sachs Mid Cap Value Fund (Class 3))	Seeks long-term growth of capital.	Columbia Management Investment Advisers, LLC, adviser; Victory Capital Management, Inc., subadviser.

Wanger USA	Seeks long-term capital appreciation.	Columbia Wanger Asset Management, LLC

WELLS FARGO ADVANTAGE CHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 19

Investing In	Investment Objective and Policies	Investment Adviser
Wells Fargo Advantage VT Index Asset Allocation Fund – Class 2	Seeks long-term total return, consisting of capital appreciation and current income.	Wells Fargo Funds Management, LLC, adviser; Wells Capital Management Inc., sub-adviser.

Wells Fargo Advantage VT International Equity Fund – Class 2	Seeks long-term capital appreciation.	Wells Fargo Funds Management, LLC, adviser; Wells Capital Management Inc., sub-adviser.

Wells Fargo Advantage VT Intrinsic Value Fund – Class 2	Seeks long-term capital appreciation.	Wells Fargo Funds Management, LLC, adviser; Metropolitan West Capital Management, LLC, sub-adviser.

Wells Fargo Advantage VT Omega Growth Fund – Class 2	Seeks long-term capital appreciation.	Wells Fargo Funds Management, LLC, adviser; Wells Capital Management Inc., sub-adviser.

Wells Fargo Advantage VT Opportunity Fund – Class 2	Seeks long-term capital appreciation.	Wells Fargo Funds Management, LLC, adviser; Wells Capital Management Inc., sub-adviser.

Wells Fargo Advantage VT Small Cap Growth Fund – Class 2	Seeks long-term capital appreciation.	Wells Fargo Funds Management, LLC, adviser; Wells Capital Management Inc., sub-adviser.

Wells Fargo Advantage VT Total Return Bond Fund – Class 2	Seeks total return consisting of income and capital appreciation.	Wells Fargo Funds Management, LLC, adviser; Wells Capital Management Inc., sub-adviser.

 20  WELLS FARGO ADVANTAGE CHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

The Guarantee Period Accounts (GPAs)

The GPAs may not be available in some states.

Currently, unless the PN program is in effect, you may allocate purchase payments to one or more of the GPAs with guarantee periods declared by us. The required minimum investment in each GPA is $1,000. These accounts are not available in all states and are not offered after annuity payouts begin.

Each GPA pays an interest rate that is declared when you make an allocation to that account. That interest rate is then fixed for the guarantee period that you chose. We will periodically change the declared interest rate for any future allocations to these accounts, but we will not change the rate paid on money currently in a GPA.

The interest rates that we will declare as guaranteed rates in the future are determined by us at our discretion (future rates). We will determine future rates based on various factors including, but not limited to, the interest rate environment, returns we earn on investments in the nonunitized separate account we have established for the GPAs, the rates currently in effect for new and existing RiverSource Life annuities, product design, competition and RiverSource Life’s revenues and other expenses. We cannot predict nor can we guarantee what future rates will be.

We hold amounts you allocate to the GPAs in a “nonunitized” separate account. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the GPAs. State insurance law prohibits us from charging this separate account with liabilities of any other separate account or of our general business. We own the assets of this separate account as well as any favorable investment performance of those assets. You do not participate in the performance of the assets held in this separate account. We guarantee all benefits relating to your value in the GPAs. This guarantee is based on the continued claims-paying ability of the company’s general account. You should be aware that our general account is exposed to the risks normally associated with a portfolio of fixed-income securities, including interest rate, option, liquidity and credit risk. You should also be aware that we issue other types of insurance and financial products as well, and we also pay our obligations under these products from assets in our general account. Our general account is not segregated or insulated from the claims of our creditors. The financial statements contained in the SAI include a further discussion of the risks inherent within the investments of the general account.

We intend to construct and manage the investment portfolio relating to the separate account in such a way as to minimize the impact of fluctuations by interest rates. We seek to achieve this by constructing a portfolio of assets with a price sensitivity to interest rate changes (i.e., price duration) that is similar to the price duration of the corresponding portfolio of liabilities.

We must invest this portfolio of assets in accordance with requirements established by applicable state laws regarding the nature and quality of investments that life insurance companies may make and the percentage of their assets that they may commit to any particular type of investment. Our investment strategy will incorporate the use of a variety of debt instruments having price durations tending to match the applicable guarantee periods. These instruments include, but are not necessarily limited to, the following:

•	Securities issued by the U.S. government or its agencies or instrumentalities, which issues may or may not be guaranteed by the U.S. government;

•	Debt securities that have an investment grade, at the time of purchase, within the four highest grades assigned by any of three nationally recognized rating agencies — Standard & Poor’s, Moody’s Investors Service or Fitch — or are rated in the two highest grades by the National Association of Insurance Commissioners;

•	Other debt instruments which are unrated or rated below investment grade, limited to 10% of assets at the time of purchase; and

•	Real estate mortgages, limited to 45% of portfolio assets at the time of acquisition.

In addition, options and futures contracts on fixed income securities will be used from time to time to achieve and maintain appropriate investment and liquidity characteristics on the overall asset portfolio.

While this information generally describes our investment strategy, we are not obligated to follow any particular strategy except as may be required by federal law and Indiana and other state insurance laws.

MARKET VALUE ADJUSTMENT (MVA)
We will not apply an MVA to contract value you transfer or withdraw out of the GPAs within 30 days before the end of the guarantee period. During this 30 day window you may choose to start a new guarantee period of the same length, transfer the contract value to a GPA of another length, transfer the contract value to any of the subaccounts or the one-year fixed account, if available or withdraw the contract value (subject to applicable withdrawal provisions). If we do not receive any instructions at the end of your guarantee period, our current practice is to automatically transfer the contract value into the shortest GPA term offered in your state.

WELLS FARGO ADVANTAGE CHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 21

We guarantee the contract value allocated to the GPAs, including interest credited, if you do not make any transfers or withdrawals from the GPAs prior to 30 days before the end of the guarantee period (30 day rule). At all other times, and unless one of the exceptions to the 30 day rule described below applies, we will apply an MVA if you withdraw or transfer contract value from a GPA including withdrawals under a SecureSource rider or the Guarantor Withdrawal Benefit for Life rider or you elect an annuity payout plan while you have contract value invested in a GPA. We will refer to these transactions as “early withdrawals.” The application of an MVA may result in either a gain or loss of principal.

The 30-day rule does not apply and no MVA will apply to:

•	transfers from a one-year GPA occurring under an automated dollar-cost averaging program or interest sweep strategy;

•	automatic rebalancing under any PN program model portfolio we offer which contains one or more GPAs. However, an MVA will apply if you transfer to a new PN program investment option;

•	amounts applied to an annuity payout plan while a PN program model portfolio containing one or more GPAs is in effect;

•	amounts withdrawn for fees and charges; or

•	amounts we pay as death claims.

When you request an early withdrawal, we adjust the early withdrawal amount by an MVA formula. The early withdrawal amount reflects the relationship between the guaranteed interest rate you are earning in your current GPA and the interest rate we are crediting on new GPAs that end at the same time as your current GPA.

The MVA is sensitive to changes in current interest rates. The magnitude of any applicable MVA will depend on our current schedule of guaranteed interest rates at the time of the withdrawal, the time remaining in your guarantee period and your guaranteed interest rate. The MVA is negative, zero or positive depending on how the guaranteed interest rate on your GPA compares to the interest rate of a new GPA for the same number of years as the guarantee period remaining on your GPA. This is summarized in the following table:

If your GPA rate is:	The MVA is:

Less than the new GPA rate + 0.10%	Negative

Equal to the new GPA rate + 0.10%	Zero

Greater than the new GPA rate + 0.10%	Positive

For examples, see Appendix A.

The Fixed Account (Applies to contracts with applications signed on or after May 1, 2006 and if available in your state)

Amounts allocated to the fixed account become part of our general account. The fixed account includes the one-year fixed account and the DCA fixed account. We credit interest on amounts you allocate to the fixed account at rates we determine from time to time in our discretion. These rates will be based on various factors including, but not limited to, the interest rate environment, returns we earn on our general account investments, the rates currently in effect for new and existing RiverSource Life annuities, product design, competition, and RiverSource Life’s revenues and expenses. The guaranteed minimum interest rate on amounts invested in the fixed account may vary by state but will not be lower than state law allows. We back the principal and interest guarantees relating to the fixed account. These guarantees are based on the continued claims-paying ability of RiverSource Life. You should be aware that our general account is exposed to the risks normally associated with a portfolio of fixed-income securities, including interest rate, option, liquidity and credit risk. You should also be aware that we issue other types of insurance and financial products as well, and we also pay our obligations under these products from assets in our general account. Our general account is not segregated or insulated from the claims of our creditors. The financial statements contained in the SAI include a further discussion of the risks inherent within the investments of the general account.

The fixed account is not required to be registered with the SEC. The SEC staff does not review the disclosures in this prospectus on the fixed account, however, disclosures regarding the fixed account may be subject to certain generally applicable provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

ONE-YEAR FIXED ACCOUNT
Unless the PN program we offer is in effect, you may allocate purchase payments or transfer contract value to the one-year fixed account.(1) The value of the one-year fixed account increases as we credit interest to the one-year fixed account. We credit and compound interest daily based on a 365-day year (366 in a leap year) so as to produce the annual effective rate which we declare. We credit the one-year fixed account with the current guaranteed annual rate that is in effect on the date we receive your purchase payment or you transfer contract value to the one-year fixed account. The interest rate we apply to each

 22  WELLS FARGO ADVANTAGE CHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

purchase payment or transfer to the one-year fixed account is guaranteed for one year. There are restrictions on the amount you can allocate to the one-year fixed account as well as on transfers from this account (see “Buying Your Contract” and “Making the Most of Your Contract — Transfer policies”).

(1)	For Contract Option C, the one-year fixed account may not be available, or may be significantly limited in some states. See your contract for the actual terms of the one-year fixed account you purchased.

DCA FIXED ACCOUNT
You may allocate purchase payments to the DCA fixed account. You may not transfer contract value to the DCA fixed account.

You may allocate your entire initial purchase payment to the DCA fixed account for a term of six or twelve months. We reserve the right to offer shorter or longer terms for the DCA fixed account.

In accordance with your investment instructions, we transfer a pro rata amount from the DCA fixed account to your investment allocations monthly so that, at the end of the DCA fixed account term, the balance of the DCA fixed account is zero. The value of the DCA fixed account increases when we credit interest to the DCA fixed account, and decreases when we make monthly transfers from the DCA fixed account to your investment allocations. We credit interest only on the declining balance of the DCA fixed account; we do not credit interest on amounts that have been transferred from the DCA fixed account. We credit and compound interest daily based on a 365-day year (366 in a leap year) so as to produce the annual effective rate which we declare. Generally, we will credit the DCA fixed account with interest at the same annual effective rate we apply to the one-year fixed account on the date we receive your purchase payment, regardless of the length of the term you select. From time to time, we may credit interest to the DCA fixed account at promotional rates that are higher than those we credit to the one-year fixed account. We reserve the right to declare different annual effective rates:

•	for the DCA fixed account and the one-year fixed account;

•	for the DCA fixed accounts with terms of differing length;

•	for amounts in the DCA fixed account you instruct us to transfer to the one-year fixed account if available under your contract;

•	for amounts in the DCA fixed account you instruct us to transfer to the GPAs;

•	for amounts in the DCA fixed account you instruct us to transfer to the subaccounts.

The interest rates in effect for the DCA fixed account when we receive your purchase payment are guaranteed for the length of the term. When you allocate an additional purchase payment to an existing DCA fixed account term, the interest rates applicable to that purchase payment will be the rates in effect for the DCA fixed account of the same term on the date we receive your purchase payment. For DCA fixed accounts with an initial term (or, in the case of an additional purchase payment, a remaining term) of less than twelve months, the net effective interest rates we credit to the DCA fixed account balance will be less than the declared annual effective rates.

Alternatively, you may allocate your initial purchase payment to any combination of the following which equals one hundred percent of the amount you invest:

•	the DCA fixed account for a six month term;

•	the DCA fixed account for a twelve month term;

•	the PN program model portfolio or investment option in effect;

•	if no PN program investment option is in effect, to the one-year fixed account if available under your contract, the GPAs and/or the subaccounts, subject to investment minimums and other restrictions we may impose on investments in the one-year fixed account and the GPAs.

If you make a purchase payment while a DCA fixed account term is in progress, you may allocate your purchase payment among the following:

•	to the DCA fixed account term(s) then in effect. Amounts you allocate to an existing DCA fixed account term will be transferred out of the DCA fixed account over the remainder of the term. For example, if you allocate a new purchase payment to an existing DCA fixed account term of six months when only two months remains in the six month term, the amount you allocate will be transferred out of the DCA fixed account over the remaining two months of the term;

•	to the PN program investment option then in effect;

•	if no PN program investment option is in effect, then to the one-year fixed account if available under your contract, the GPAs and/or the subaccounts, subject to investment minimums and other restrictions we may impose on investments in the one-year fixed account and the GPAs.

If no DCA fixed account term is in progress when you make an additional purchase payment, you may allocate it according to the rules above for the allocation of your initial purchase payment.

WELLS FARGO ADVANTAGE CHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 23

If you participate in a PN program and you change to a different PN program investment option while a DCA fixed account term is in progress, we will allocate transfers from the DCA fixed account to your newly-elected PN program investment option.

If your contract permits, and you discontinue your participation in a PN program while a DCA fixed account term is in progress, we will allocate transfers from the DCA fixed account for the remainder of the term in accordance with your investment instructions to us to the one-year fixed account if available under your contract, the GPAs and the subaccounts, subject to investment minimums and other restrictions we may impose on investments in the one-year fixed account and the GPAs, including but not limited to, any limitations described in this prospectus on transfers (see “Transfer policies”).

You may discontinue any DCA fixed account before the end of its term by giving us notice. If you do so, we will transfer the remaining balance of the DCA fixed account whose term you are ending to the PN program investment option in effect, or if no PN program investment option is in effect, in accordance with your investment instructions to us to the one-year fixed account if available under your contract, the GPAs and/or the subaccounts, subject to investment minimums and other restrictions we may impose on investments in the one-year fixed account and the GPAs, including but not limited to, any limitations described in this prospectus on transfers (see “Transfer policies”).

Dollar-cost averaging from the DCA fixed account does not guarantee that any subaccount will gain in value nor will it protect against a decline in value if market prices fall. For a discussion of how dollar-cost averaging works, see “Making the Most of Your Contract — Automated Dollar-Cost Averaging.”

Buying Your Contract

New contracts are not currently being offered. We are required by law to obtain personal information from you which we will use to verify your identity. If you do not provide this information we reserve the right to refuse to issue your contract or take other steps we deem reasonable. You may buy Contract Option L or Contract Option C. Contract Option L has a four-year withdrawal charge schedule. Contract Option C eliminates the withdrawal charge schedule in exchange for a higher mortality and expense risk fee. Both contracts have the same underlying funds. As the owner, you have all rights and may receive all benefits under the contract.

You may select a qualified or nonqualified annuity. You can own a nonqualified annuity in joint tenancy with rights of survivorship only in spousal situations. You cannot own a qualified annuity in joint tenancy. You can become an owner if you are 85 or younger. (The age limit may be younger for qualified annuities in some states.)

When you applied you could have selected (if available in your state):

•	contract Option L or Option C;

•	GPAs, the one-year fixed account (if part of your contract), the DCA fixed account (if part of your contract), and/or subaccounts in which you want to invest;

•	how you want to make purchase payments;

•	a beneficiary;

•	the optional PN program(1); and

•	one of the following Death Benefits:

– ROP Death Benefit

– MAV Death Benefit

– 5% Accumulation Death Benefit(2)

– Enhanced Death Benefit(2)

In addition, you could have also selected (if available in your state):

Either one of the following Optional Living Benefits (all require the use of the PN program):

•	Accumulation Protector Benefit rider

•	Guarantor Withdrawal Benefit for Life rider

•	Guarantor Withdrawal Benefit rider

•	Income Assurer Benefit – MAV rider

•	Income Assurer Benefit – 5% Accumulation Benefit Base rider

•	Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base rider

 24  WELLS FARGO ADVANTAGE CHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

Either of the following Optional Death Benefits:

•	Benefit Protector Death Benefit rider(3)

•	Benefit Protector Plus Death Benefit rider(3)

(1)	There is no additional charge for this feature
(2)	The 5% Accumulation Death Benefit and Enhanced Death Benefit are not available with Benefit Protector and Benefit Protector Plus Death Benefit riders.
(3)	Available if you and the annuitant are age 75 or younger at contract issue. Not available with the 5% Accumulation Death Benefit or Enhanced Death Benefit riders.

This contract provides for allocations of purchase payments to the GPAs, the one-year fixed account (if part of your contract), the DCA fixed account (if part of your contract), and/or to the subaccounts in even 1% increments subject to the required $1,000 required minimum investment for the GPAs. For Contract Option L, the amount of any purchase payment allocated to the one-year fixed account in total cannot exceed 30% of the purchase payment. More than 30% of a purchase payment may be so allocated if you establish an automated dollar-cost averaging arrangement with respect to the purchase payment according to procedures currently in effect. We reserve the right to further limit purchase payment allocations to the one-year fixed account if the interest rate we are then crediting on new purchase payments allocated to the one-year fixed account is equal to the minimum interest rate stated in the contract. For Contract Option C, the one-year fixed account may not be available or may be significantly limited in some states. See your contract for the actual terms of the one-year fixed account you purchased.

We will credit additional purchase payments you make to your accounts on the valuation date we receive them. If we receive an additional purchase payment at our corporate office before the close of business, we will credit any portion of that payment allocated to the subaccounts using the accumulation unit value we calculate on the valuation date we received the payment. If we receive an additional purchase payment at our corporate office at or after the close of business, we will credit any portion of that payment allocated to the subaccounts using the accumulation unit value we calculate on the next valuation date after we received the payment.

You may make monthly payments to your contract under a Systematic Investment Plan (SIP). You must make an initial purchase payment of $10,000. Then, to begin the SIP, you will complete and send a form and your first SIP payment along with your application. There is no charge for SIP. You can stop your SIP payments at any time.

In most states, you may make additional purchase payments to nonqualified and qualified annuities until the retirement date.

THE RETIREMENT DATE
Annuity payouts begin on the retirement date. When we processed your application, we established the retirement date to be the maximum age (or contract anniversary if applicable) for nonqualified annuities and Roth IRAs and for qualified annuities the date specified below. Your selected date can align with your actual retirement from a job, or it can be a different date, depending on your needs and goals and on certain restrictions. You also can change the retirement date, provided you send us written instructions at least 30 days before annuity payouts begin.

For nonqualified annuities and Roth IRAs, the retirement date must be:

•	no earlier than the 30th day after the contract’s effective date; and

•	no later than the annuitant’s 90th(1) birthday or the tenth contract anniversary, if purchased after age 80(1), or such other date as agreed upon by us.

For qualified annuities except Roth IRAs, to comply with IRS regulations, the retirement date generally must be:

•	for IRAs by April 1 of the year following the calendar year when the annuitant reaches age 70 1/2; or

•	for all other qualified annuities, by April 1 of the year following the calendar year when the annuitant reaches age 70 1/2 or, if later, retires (except that 5% business owners may not select a retirement date that is later than April 1 of the year following the calendar year when they reach age 70 1/2).

If you satisfy your required minimum distributions in the form of partial withdrawals from your contract, annuity payouts can start as late as the annuitant’s 85th birthday or the tenth contract anniversary, if later, or a date that has been otherwise agreed to by us.

Contract owners of IRAs and TSAs may also be able to satisfy required minimum distributions using other IRAs or TSAs, and in that case, may delay the annuity payout start date for this contract.

(1)	Applies to contracts with applications signed on or after May 1, 2006, in most states. For all other contracts, the retirement date must be no later than the annuitant’s 85th birthday or the tenth contract anniversary, if purchased after age 75. Ask your investment professional which retirement date applies to you.

BENEFICIARY
We will pay to your named beneficiary the death benefit if it becomes payable before the retirement date while the contract is in force and before annuity payouts begin. If there is more than one beneficiary, we will pay each beneficiary’s designated

WELLS FARGO ADVANTAGE CHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 25

share when we receive their completed claim. A beneficiary will bear the investment risk of the variable account until we receive the beneficiary’s completed claim. If there is no named beneficiary, the default provisions of your contract will apply. (See “Benefits in Case of Death” for more about beneficiaries.)

PURCHASE PAYMENTS
Purchase payment amounts and purchase payment timing may vary by state and be limited under the terms of your contract. See your contract and/or ask your investment professional for the actual terms of the contract you purchased.

Minimum additional purchase payments
  $50 for SIPs

  $100 for all other payment types

Maximum total purchase payments*:
  $1,000,000

*	This limit applies in total to all RiverSource Life annuities you own. We reserve the right to waive or increase the maximum limit. For qualified annuities, the tax-deferred retirement plan’s or the Code’s limits on annual contributions also apply. Additional purchase payments are restricted during the waiting period after the first 180 days immediately following the effective date of the Accumulation Protector Benefit rider.

Effective Jan. 26, 2009, no additional purchase payments are allowed for contracts with the Guarantor Withdrawal Benefit rider, Enhanced Guarantor Withdrawal Benefit rider, or Guarantor Withdrawal Benefit for Life rider, subject to state restrictions.

For contracts issued in all states except those listed below certain exceptions apply and the following additional purchase payments will be allowed on/after Jan. 26, 2009:

a.	Tax Free Exchanges, rollovers, and transfers listed on the annuity application and received within 180 days from the contract issue date.

b.	Prior and current tax year contributions up to the annual limit set up by the IRS for any Qualified Accounts except TSAs and 401(a)s. This annual limit applies to IRAs, Roth IRAs, and SEP plans.

For contracts issued in Florida, New Jersey, and Oregon, additional purchase payments to your variable annuity contract will be limited to $100,000 for the life of your contract. The limit does not apply to Tax Free Exchanges, rollovers, and transfers listed on the annuity application and received within 180 days from the contract issue date.

We reserve the right to change these current rules at any time, subject to state restrictions.

HOW TO MAKE PURCHASE PAYMENTS

 1 By letter

Send your check along with your name and contract number to:

RiverSource Life Insurance Company
829 Ameriprise Financial Center
Minneapolis, MN 55474

 2 By SIP

Contact your investment professional to complete the necessary SIP paperwork.

LIMITATIONS ON USE OF CONTRACT
If mandated by applicable law, including, but not limited to, federal anti-money laundering laws, we may be required to reject a purchase payment. We may also be required to block an owner’s access to contract values or to satisfy other statutory obligations. Under these circumstances, we may refuse to implement requests for transfers, withdrawals or death benefits until instructions are received from the appropriate governmental authority or a court of competent jurisdiction.

Charges

CONTRACT ADMINISTRATIVE CHARGE
We charge this fee for establishing and maintaining your records. We deduct $40 from the contract value on your contract anniversary. We prorate this charge among the GPAs, the fixed account and the subaccounts in the same proportion your interest in each account bears to your total contract value. Some states also limit any contract charge allocated to the fixed account.

 26  WELLS FARGO ADVANTAGE CHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

We will waive this charge when your contract value is $50,000 or more on the current contract anniversary.

If you take a full withdrawal from your contract, we will deduct the charge at the time of withdrawal regardless of the contract value. We cannot increase the annual contract administrative charge and it does not apply after annuity payouts begin or when we pay death benefits.

VARIABLE ACCOUNT ADMINISTRATIVE CHARGE
We apply this charge daily to the subaccounts. It is reflected in the unit values of your subaccounts and it totals 0.15% of their average daily net assets on an annual basis. It covers certain administrative and operating expenses of the subaccounts such as accounting, legal and data processing fees and expenses involved in the preparation and distribution of reports and prospectuses. We cannot increase the variable account administrative charge.

MORTALITY AND EXPENSE RISK FEE
We charge these fees daily to the subaccounts. The unit values of your subaccounts reflect these fees. These fees cover the mortality and expense risk that we assume. These fees do not apply to the GPAs or the fixed account. We cannot increase these fees.

The contract (either Option L or Option C) and the death benefit guarantee you select determines the mortality and expense risk fee you pay:

	Contract	Contract
	Option L	Option C

ROP Death Benefit	1.55%	1.65%

MAV Death Benefit	1.75	1.85

5% Accumulation Death Benefit	1.90	2.00

Enhanced Death Benefit	1.95	2.05

Mortality risk arises because of our guarantee to pay a death benefit and our guarantee to make annuity payouts according to the terms of the contract, no matter how long a specific owner or annuitant lives and no matter how long our entire group of owners or annuitants live. If, as a group, owners or annuitants outlive the life expectancy we assumed in our actuarial tables, then we must take money from our general assets to meet our obligations. If, as a group, owners or annuitants do not live as long as expected, we could profit from the mortality risk fee. We deduct the mortality risk fee from the subaccounts during the annuity payout period even if the annuity payout plan does not involve a life contingency.

Expense risk arises because we cannot increase the contract administrative charge or the variable account administrative charge and these charges may not cover our expenses. We would have to make up any deficit from our general assets. We could profit from the expense risk fee if future expenses are less than expected.

The subaccounts pay us the mortality and expense risk fee they accrued as follows:

•	first, to the extent possible, the subaccounts pay this fee from any dividends distributed from the funds in which they invest;

•	then, if necessary, the funds redeem shares to cover any remaining fees payable.

We may use any profits we realize from the subaccounts’ payment to us of the mortality and expense risk fee for any proper corporate purpose, including, among others, payment of distribution (selling) expenses. We do not expect that the withdrawal charge for contract Option L will cover sales and distribution expenses.

WITHDRAWAL CHARGE
You select either contract Option L or Option C at the time of application. Contract Option C has no purchase payment withdrawal charge schedule but carries a higher mortality and expense risk fee than contract Option L.

If you select contract Option L and you withdraw all or part of your contract value before annuity payouts begin, we may deduct a withdrawal charge. As described below, a withdrawal charge schedule applies to each purchase payment you make. The withdrawal charge lasts for four years from the receipt of each purchase payment (see “Expense Summary”).

You may withdraw an amount during any contract year without a withdrawal charge. We call this amount the Total Free Amount (TFA). The TFA varies depending on whether your contract Option L includes the Guarantor Withdrawal Benefit for Life rider or the Guarantor Withdrawal Benefit rider:

Contract Option L without Guarantor Withdrawal Benefit for Life rider or the Guarantor Withdrawal Benefit rider

The TFA is the greater of:

•	10% of the contract value on the prior contract anniversary(1); or

•	current contract earnings.

WELLS FARGO ADVANTAGE CHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 27

Contract Option L with Guarantor Withdrawal Benefit for Life rider

The TFA is the greatest of:

•	10% of the contract value on the prior contract anniversary(1);

•	current contract earnings; or

•	the greater of the Remaining Benefit Payment or the Remaining Annual Lifetime Payment.

Contract Option L with Guarantor Withdrawal Benefit rider

The TFA is the greatest of:

•	10% of the contract value on the prior contract anniversary(1);

•	current contract earnings; or

•	the Remaining Benefit Payment.

(1)	We consider your initial purchase payment to be the prior contract anniversary’s contract value during the first contract year.

Amounts withdrawn in excess of the TFA may be subject to a withdrawal charge as described below.

A withdrawal charge will apply if the amount you withdraw includes any of your prior purchase payments that are still within their withdrawal charge schedule. To determine whether your withdrawal includes any of your prior purchase payments that are still within their withdrawal charge schedule, we withdraw amounts from your contract in the following order:

1.	We withdraw the TFA first. We do not assess a withdrawal charge on the TFA.

2.	We withdraw purchase payments not previously withdrawn, in the order you made them: the oldest purchase payment first, the next purchase payment second, etc. until all purchase payments have been withdrawn. By applying this “first-in, first-out” rule, we do not assess a withdrawal charge on purchase payments that we received prior to the number of years stated in the withdrawal charge schedule you select when you purchase the contract. We only assess a withdrawal charge on purchase payments that are still within the withdrawal charge schedule you selected.

Example: Each time you make a purchase payment under the contract Option L, a withdrawal charge schedule attaches to that purchase payment. The withdrawal charge percentage for each purchase payment declines according to the withdrawal charge schedule shown in your contract. (The withdrawal charge percentages for the 4-Year withdrawal charge schedule are shown in a table in the “Expense Summary” above.) For example, if you select contract Option L, during the first two years after a purchase payment is made, the withdrawal charge percentage attached to that payment is 8%. The withdrawal charge percentage for that payment during the fourth year after it is made is 6%. At the beginning of the fifth year after that purchase payment is made, and thereafter, there is no longer a withdrawal charge as to that payment.

We determine your withdrawal charge by multiplying each of your payments withdrawn by the applicable withdrawal charge percentage (see “Expense Summary”), and then adding the total withdrawal charges.

For a partial withdrawal that is subject to a withdrawal charge, the amount we actually deduct from your contract value will be the amount you request plus any applicable withdrawal charge. A partial withdrawal that includes contract value taken from the guarantee period accounts may also be subject to a market value adjustment (see “Guarantee Period Accounts — Market Value Adjustment”). We pay you the amount you request.

The amount of purchase payments withdrawn is calculated using a prorated formula based on the percentage of contract value being withdrawn. As a result, the amount of purchase payments withdrawn may be greater than the amount of contract value withdrawn.

For an example, see Appendix C.

Waiver of withdrawal charges for contract Option L
We do not assess withdrawal charges for:

•	withdrawals of any contract earnings;

•	withdrawals of amounts totaling up to 10% of the contract value on the prior contract anniversary to the extent it exceeds contract earnings;

•	if you elected the Guarantor Withdrawal Benefit for Life rider, the greater of your contract’s Remaining Benefit Payment or Remaining Annual Lifetime Payment to the extent it exceeds the greater of contract earnings or 10% of the contract value on the prior contract anniversary;

•	if you elected the Guarantor Withdrawal Benefit rider, your contract’s Remaining Benefit Payment to the extent it exceeds the greater of contract earnings or 10% of the contract value on the prior contract anniversary;

 28  WELLS FARGO ADVANTAGE CHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

•	required minimum distributions from a qualified annuity to the extent that they exceed the free amount. The amount on which withdrawal charges are waived can be no greater than the RMD amount calculated under your specific contract currently in force;

•	contracts settled using an annuity payout plan (Exception: As described below, if you select annuity payout Plan E, and choose later to withdraw the value of your remaining annuity payments, we will assess a withdrawal charge. This exception also applies to contract Option C.)

•	withdrawals made as a result of one of the “Contingent events” described below to the extent permitted by state law (see your contract for additional conditions and restrictions); and

•	death benefits.

Contingent events

•	Withdrawals you make if you or the annuitant are confined to a hospital or nursing home and have been for the prior 60 days. Your contract will include this provision when you and the annuitant are under age 76 at contract issue. You must provide proof satisfactory to us of the confinement as of the date you request the withdrawal.

•	To the extent permitted by state law, withdrawals you make if you or the annuitant are diagnosed in the second or later contract years as disabled with a medical condition that with reasonable medical certainty will result in death within 12 months or less from the date of the licensed physician’s statement. You must provide us with a licensed physician’s statement containing the terminal illness diagnosis and the date the terminal illness was initially diagnosed.

Withdrawal charge under Annuity Payout Plan E — Payouts for a specified period: If you are receiving variable annuity payments under this annuity payout plan, you can choose to take a withdrawal. The amount that you can withdraw is the present value of any remaining variable payouts. The discount rate we use in the calculation will be 5.17% for the assumed investment return of 3.5% and 6.67% for the assumed investment return of 5.0%. The withdrawal charge equals the present value of the remaining payouts using the assumed investment return minus the present value of the remaining payouts using the discount rate. (See “Charges — Withdrawal Charge” and “The Annuity Payout Period — Annuity Payout Plans.”)

Possible group reductions: In some cases we may incur lower sales and administrative expenses due to the size of the group, the average contribution and the use of group enrollment procedures. In such cases, we may be able to reduce or eliminate the contract administrative and withdrawal charges. However, we expect this to occur infrequently.

FUND FEES AND EXPENSES
There are deductions from and expenses paid out of the assets of the funds that are described in the prospectuses for those funds. (See “Annual Operating Expenses of the Funds.”)

PREMIUM TAXES
Certain state and local governments impose premium taxes on us (up to 3.5%). These taxes depend upon your state of residence or the state in which the contract was issued. Currently, we deduct any applicable premium tax when annuity payouts begin, but we reserve the right to deduct this tax at other times such as when you make purchase payments or when you make a full withdrawal from your contract.

OPTIONAL LIVING BENEFIT CHARGES

ACCUMULATION PROTECTOR BENEFIT RIDER FEE
We deduct a charge of 0.55% of the greater of your contract value or the minimum contract accumulation value on your contract anniversary for this optional benefit only if you select it. We deduct the charge from the contract value on the contract anniversary. We prorate this charge among the GPAs, the fixed account and the subaccounts in the same proportion as your interest in each bears to your total contract value. We will modify this prorated approach to comply with state regulations where necessary.

Once you elect the Accumulation Protector Benefit rider, you may not cancel it and the charge will continue to be deducted until the end of the waiting period. If the contract is terminated for any reason or when annuity payouts begin, we will deduct the charge from the proceeds payable adjusted for the number of calendar days coverage was in place since we last deducted the charge.

Currently, the Accumulation Protector Benefit rider fee does not vary with the PN program investment option selected; however, we reserve the right to vary the rider fee for each PN program investment option. The Accumulation Protector Benefit rider fee will not exceed a maximum of 1.75%.

We may increase the rider fee at our discretion and on a nondiscriminatory basis.

WELLS FARGO ADVANTAGE CHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 29

We will not change the Accumulation Protector Benefit rider fee in effect on your contract after the rider effective date unless:

(a)	you choose the annual elective step up or elective spousal continuation step up after we have exercised our rights to increase the rider fee; or

(b)	you change your PN program investment option after we have exercised our rights to increase the rider fee or vary the rider fee for each investment option.

If you choose the elective step up, the elective spousal continuation step up, or change your PN program investment option after we have exercised our rights to increase the rider fee as described above, you will pay the fee that is in effect on the valuation date we receive your written request to step up or change your PN program investment option. On the next contract anniversary, we will calculate an average rider charge, for the preceding contract year only, that reflects the various different fees that were in effect that year, adjusted for the number of calendar days each charge was in effect. We reserve the right to restart the waiting period whenever you elect to change your PN program investment option to one that causes the rider fee to increase.

The charge does not apply after annuity payouts begin.

GUARANTOR WITHDRAWAL BENEFIT FOR LIFE RIDER FEE
We deduct an annual charge of 0.65% of the greater of the contract anniversary value or the total Remaining Benefit Amount (RBA) for this optional feature only if you select it. We deduct the charge from your contract value on your contract anniversary. We prorate this fee among the GPAs, the fixed account and the subaccounts in the same proportion as your interest in each bears to your total contract value.

Once you elect the Guarantor Withdrawal Benefit for Life rider, you may not cancel it and the charge will continue to be deducted until the contract is terminated, the contract value reduces to zero or annuity payouts begin. If the contract is terminated for any reason or when annuity payouts begin, we will deduct the charge from the proceeds payable adjusted for the number of calendar days coverage was in place since we last deducted the fee. If the RBA goes to zero but the contract value has not been depleted, you will continue to be charged.

Currently the Guarantor Withdrawal Benefit for Life rider fee does not vary with the PN program investment option selected; however, we reserve the right to vary the rider fee for each PN program investment option. The Guarantor Withdrawal Benefit for Life rider charge will not exceed a maximum fee of 1.50%.

We may increase the rider fee at our discretion and on a nondiscriminatory basis.

We will not change the Guarantor Withdrawal Benefit for Life rider fee in effect on your contract after the rider effective date unless:

(a)	you choose the annual elective step up or elective spousal continuation step up after we have exercised our rights to increase the rider fee; or

(b)	you elect to change your PN program investment option after we have exercised our rights to increase the rider fee or vary the rider fee for each PN program investment option.

If you choose the elective step up, the elective spousal continuation step up, or change your PN program investment option after we have exercised our rights to increase the rider fee as described above, you will pay the fee that is in effect on the valuation date we receive your written request to step up or change your PN program investment option. On the next contract anniversary, we will calculate an average rider fee, for the preceding contract year only, that reflects the various different charges that were in effect that year, adjusted for the number of calendar days each fee was in effect.

The charge does not apply after annuity payouts begin.

GUARANTOR WITHDRAWAL BENEFIT RIDER FEE
This fee information applies to both Rider A (see “Optional Benefits”) and Rider B (see Appendix H) unless otherwise noted.

We deduct an annual charge of 0.55% of contract value for this optional feature only if you select it. We deduct the charge from your contract value on your contract anniversary. We prorate this charge among the GPAs, the one-year fixed account, and the subaccounts in the same proportion as your interest in each bears to your total contract value. We will modify this prorated approach to comply with state regulations where necessary.

Once you elect the Guarantor Withdrawal Benefit rider, you may not cancel it and the charge will continue to be deducted until the contract is terminated, the contract value reduces to zero or annuity payouts begin. If the contract is terminated for any reason or when annuity payouts begin, we will deduct the charge from the proceeds payable adjusted for the number of

 30  WELLS FARGO ADVANTAGE CHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

calendar days coverage was in place since we last deducted the fee. If the Remaining Benefit Amount (RBA) goes to zero but the contract value has not been depleted, you will continue to be charged.

Currently the Guarantor Withdrawal Benefit rider fee does not vary with the PN program investment option selected; however, we reserve the right to vary the rider fee for each PN program investment option. The Guarantor Withdrawal Benefit rider charge will not exceed a maximum fee of 1.50%.

We may increase the rider fee at our discretion and on a nondiscriminatory basis.

We will not change the Guarantor Withdrawal Benefit rider fee in effect on your contract after the rider effective date unless:

(a)	you choose the annual elective step up or elective spousal continuation step up under Rider A after we have exercised our rights to increase the rider fee; or

(b)	you change your PN program investment option after we have exercised our rights to increase the rider fee or vary the rider fee for each PN program investment option.

If you choose the annual or spousal continuation elective step up or change your PN program investment option after we have exercised our rights to increase the rider fee as described above, you will pay the charge that is in effect on the valuation date we receive your written request to step up or change your PN program investment option. On the next contract anniversary, we will calculate an average rider fee, for the preceding contract year only, that reflects the various different charges that were in effect that year, adjusted for the number of calendar days each fee was in effect.

The charge does not apply after annuity payouts begin.

INCOME ASSURER BENEFIT RIDER FEE
We deduct a charge for this optional feature only if you select it. We determine the charge by multiplying the guaranteed income benefit base by the charge of the Income Assurer Benefit rider you select. There are three Income Assurer Benefit rider options available under your contract (see “Optional Benefits — Income Assurer Benefit Riders”) and each has a different guaranteed income benefit base calculation. The charge for each Income Assurer Benefit rider is as follows:

	Maximum	Current

Income Assurer Benefit – MAV	1.50%	0.30	%(1)

Income Assurer Benefit – 5% Accumulation Benefit Base	1.75	0.60	(1)

Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base	2.00	0.65	(1)

(1)	For applications signed prior to Oct. 7, 2004, the following current annual rider charges apply: Income Assurer Benefit – MAV — 0.55%, Income Assurer Benefit – 5% Accumulation Benefit Base — 0.70%; and Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base — 0.75%.

We deduct the charge from the contract value on your contract anniversary at the end of each contract year. We prorate this charge among the GPAs, the one-year fixed account and the subaccounts in the same proportion your interest in each account bears to your total contract value. We will modify this prorated approach to comply with state regulations where necessary. If the contract is terminated for any reason or when annuity payouts begin, we will deduct the charge from the proceeds payable adjusted for the number of calendar days coverage was in place since we last deducted the fee.

Currently the Income Assurer Benefit rider fee does not vary with the PN program investment option selected; however, we reserve the right to increase this fee and/or vary the rider fee for each PN program investment option but not to exceed the maximum fees shown above. We cannot change the Income Assurer Benefit rider fee after the rider effective date, unless you change your PN program investment option after we have exercised our rights to increase the rider charge and/or charge a separate fee for PN program each investment option. If you choose to change your investment option after we have exercised our rights to increase the rider fee for new contract owners, you will pay the fee that is in effect on the valuation date we receive your written request to change your PN program investment option. On the next contract anniversary, we will calculate an average rider fee, for the preceding contract year only, that reflects the various different charges that were in effect that year, adjusted for the number of calendar days each fee was in effect.

For an example of how each Income Assurer Benefit fee is calculated, see Appendix B.

OPTIONAL DEATH BENEFIT CHARGES

BENEFIT PROTECTOR DEATH BENEFIT RIDER FEE
We deduct a charge for the optional feature only if you select it. If selected, we deduct 0.25% of your contract value on your contract anniversary. We prorate this charge among all accounts and subaccounts in the same proportion your interest in each account bears to your total contract value. We will modify this prorated approach to comply with state regulations where necessary.

WELLS FARGO ADVANTAGE CHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 31

If the contract is terminated for any reason other than death or when annuity payouts begin, we will deduct the charge from the proceeds payable adjusted for the number of calendar days coverage was in place since we last deducted the charge. We cannot increase this annual charge after the rider effective date and it does not apply after annuity payouts begin or when we pay death benefits.

BENEFIT PROTECTOR PLUS DEATH BENEFIT RIDER FEE
We charge a fee for the optional feature only if you select it. If selected, we deduct 0.40% of your contract value on your contract anniversary. We prorate this fee among all accounts and subaccounts in the same proportion your interest in each account bears to your total contract value. We will modify this prorated approach to comply with state regulations where necessary.

If the contract is terminated for any reason other than death or when annuity payouts begin, we will deduct the fee from the proceeds payable adjusted for the number of calendar days coverage was in place since we last deducted the fee. We cannot increase this annual charge after the rider effective date and it does not apply after annuity payouts begin or when we pay death benefits.

Valuing Your Investment

We value your accounts as follows:

GPAs
We value the amounts you allocated to the GPAs directly in dollars. The value of a GPA equals:

•	the sum of your purchase payments and transfer amounts allocated to the GPAs;

•	plus interest credited;

•	minus the sum of amounts withdrawn (including any applicable withdrawal charges for contract Option L) and amounts transferred out;

•	minus any prorated portion of the contract administrative charge; and

•	minus the prorated portion of the fee for any of the following optional benefits you have selected:

– Accumulation Protector Benefit rider;

– Guarantor Withdrawal Benefit for Life rider;

– Guarantor Withdrawal Benefit rider;

– Income Assurer Benefit rider;

– Benefit Protector rider; or

– Benefit Protector Plus rider.

THE FIXED ACCOUNT
The fixed account includes the one-year fixed account if available under your contract, and the DCA fixed account.

We value the amounts you allocate to the fixed account directly in dollars. The value of the fixed account equals:

•	the sum of your purchase payments allocated to the one-year fixed account (if included) and the DCA fixed account (if included), and transfer amounts to the one-year fixed account (if included) (including any positive or negative MVA on amounts transferred from the GPAs to the one-year fixed account);

•	plus interest credited;

•	minus the sum of amounts withdrawn (including any applicable withdrawal charges for Contract Option L) and amounts transferred out;

•	minus any prorated portion of the contract administrative charge; and

•	minus the prorated portion of the fee for any of the following optional benefits you have selected:

– Accumulation Protector Benefit rider;

– Guarantor Withdrawal Benefit for Life rider;

– Guarantor Withdrawal Benefit rider;

– Income Assurer Benefit rider;

– Benefit Protector rider; or

– Benefit Protector Plus rider.

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SUBACCOUNTS
We convert amounts you allocated to the subaccounts into accumulation units. Each time you make a purchase payment or transfer amounts into one of the subaccounts, we credit a certain number of accumulation units to your contract for that subaccount. Conversely, we subtract a certain number of accumulation units from your contract each time you take a partial withdrawal, transfer amounts out of a subaccount, or we assess a contract administrative charge, a withdrawal charge or fee for any optional riders with annual charges (if applicable).

The accumulation units are the true measure of investment value in each subaccount during the accumulation period. They are related to, but not the same as, the net asset value of the fund in which the subaccount invests. The dollar value of each accumulation unit can rise or fall daily depending on the variable account expenses, performance of the fund and on certain fund expenses.

Here is how we calculate accumulation unit values:

Number of units: To calculate the number of accumulation units for a particular subaccount we divide your investment by the current accumulation unit value.

Accumulation unit value: The current accumulation unit value for each subaccount equals the last value times the subaccount’s current net investment factor.

We determine the net investment factor by:

•	adding the fund’s current net asset value per share, plus the per share amount of any accrued income or capital gain dividends to obtain a current adjusted net asset value per share; then

•	dividing that sum by the previous adjusted net asset value per share; and

•	subtracting the percentage factor representing the mortality and expense risk fee and the variable account administrative charge from the result.

Because the net asset value of the fund may fluctuate, the accumulation unit value may increase or decrease. You bear all the investment risk in a subaccount.

Factors that affect subaccount accumulation units: Accumulation units may change in two ways — in number and in value.

The number of accumulation units you own may fluctuate due to:

•	additional purchase payments you allocate to the subaccounts;

•	transfers into or out of the subaccounts (including any positive or negative MVA on amounts transferred from the GPAs);

•	partial withdrawals;

•	withdrawal charges (for contract Option L);

and the deduction of a prorated portion of:

•	the contract administrative charge; and

•	the fee for any of the following optional benefits you have selected:

– Accumulation Protector Benefit rider;

– Guarantor Withdrawal Benefit for Life rider;

– Guarantor Withdrawal Benefit rider;

– Income Assurer Benefit rider;

– Benefit Protector rider; or

– Benefit Protector Plus rider.

Accumulation unit values will fluctuate due to:

•	changes in fund net asset value;

•	fund dividends distributed to the subaccounts;

•	fund capital gains or losses;

•	fund operating expenses; and

•	mortality and expense risk fee and the variable account administrative charge.

Making the Most of Your Contract

AUTOMATED DOLLAR-COST AVERAGING
Currently, you can use automated transfers to take advantage of dollar-cost averaging (investing a fixed amount at regular intervals). For example, you might transfer a set amount monthly from a relatively conservative subaccount to a more

WELLS FARGO ADVANTAGE CHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 33

aggressive one, or to several others, or from the one-year fixed account or one-year GPA to one or more subaccounts. Automated transfers are not available for GPA terms of two or more years. You can also obtain the benefits of dollar-cost averaging by setting up regular automatic SIP payments or by establishing an interest sweep strategy. Interest sweeps are a monthly transfer of the interest earned from the one-year fixed account or one-year GPA into the subaccounts of your choice. If you participate in an interest sweep strategy the interest you earn on the one-year fixed account or one-year GPA will be less than the annual interest rate we apply because there will be no compounding. There is no charge for dollar-cost averaging.

This systematic approach can help you benefit from fluctuations in accumulation unit values caused by fluctuations in the market values of the funds. Since you invest the same amount each period, you automatically acquire more units when the market value falls and fewer units when it rises. The potential effect is to lower your average cost per unit.

How dollar-cost averaging works

					Number
By investing an equal number			Amount	Accumulation	of units
of dollars each month...		Month	invested	unit value	purchased

		Jan	$100	$20	5.00

		Feb	100	18	5.56

you automatically buy		Mar	100	17	5.88

more units when the	è	Apr	100	15	6.67

per unit market price is low...		May	100	16	6.25

		Jun	100	18	5.56

		Jul	100	17	5.88

and fewer units		Aug	100	19	5.26

when the per unit	è	Sept	100	21	4.76

market price is high.		Oct	100	20	5.00

You paid an average price of $17.91 per unit over the 10 months, while the average market price actually was $18.10.

Dollar-cost averaging does not guarantee that any subaccount will gain in value nor will it protect against a decline in value if market prices fall. Because dollar-cost averaging involves continuous investing, your success will depend upon your willingness to continue to invest regularly through periods of low price levels. Dollar-cost averaging can be an effective way to help meet your long-term goals. For specific features contact your investment professional.

Dollar-cost averaging as described in this section is not available when the PN program is in effect. However, subject to certain restrictions, dollar-cost averaging is available through the DCA fixed account. See the “DCA Fixed Account” and “Portfolio Navigator Program” sections in this prospectus for details.

ASSET REBALANCING
You can ask us in writing to automatically rebalance the subaccount portion of your contract value either quarterly, semiannually, or annually. The period you select will start to run on the date we record your request. On the first valuation date of each of these periods, we automatically will rebalance your contract value so that the value in each subaccount matches your current subaccount percentage allocations. These percentage allocations must be in whole numbers. There is no charge for asset rebalancing. The contract value must be at least $2,000.

You can change your percentage allocations or your rebalancing period at any time by contacting us in writing. We will restart the rebalancing period you selected as of the date we record your change. You also can ask us in writing to stop rebalancing your contract value. You must allow 30 days for us to change any instructions that currently are in place. For more information on asset rebalancing, contact your investment professional.

Different rules apply to asset rebalancing under the PN program (see “Portfolio Navigator Program” below).

As long as you are not participating in a PN program, asset rebalancing is available for use with the DCA fixed account (see “DCA Fixed Account”) only if your subaccount allocation for asset rebalancing is exactly the same as your subaccount allocation for transfers from the DCA fixed account. If you change your subaccount allocations under the asset rebalancing program or the DCA fixed account, we will automatically change the subaccount allocations so they match. If you do not wish to have the subaccount allocation be the same for the asset rebalancing program and the DCA fixed account, you must terminate the asset rebalancing program or the DCA fixed account, as you may choose.

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ASSET ALLOCATION PROGRAM
For contracts with applications signed before May 1, 2006, we offered an asset allocation program called Portfolio Navigator. You could elect to participate in the asset allocation program, and there is no additional charge. If you purchased an optional Accumulation Protector Benefit rider, Guarantor Withdrawal Benefit rider or Income Assurer Benefit rider, you are required to participate in the PN program under the terms of the rider.

This asset allocation program allows you to allocate your contract value to a model portfolio that consists of subaccounts and may include certain GPAs and/or the one-year fixed account (if available under the asset allocation program), which represent various asset classes. By spreading your contract value among these various asset classes, you may be able to reduce the volatility in your contract value, but there is no guarantee that this will occur.

Asset allocation does not guarantee that your contract will increase in value nor will it protect against a decline in value if market prices fall. If you choose or are required to participate in the asset allocation program, you are responsible for determining which model portfolio is best for you. Your investment professional can help you make this determination. In addition, your investment professional may provide you with an investor questionnaire, a tool that can help you determine which model portfolio is suited to your needs based on factors such as your investment goals, your tolerance for risk, and how long you intend to invest.

Currently, there are five model portfolios ranging from conservative to aggressive. You may not use more than one model portfolio at a time. You are allowed to request a change to another model portfolio twice per contract year. Each model portfolio specifies allocation percentages to each of the subaccounts and any GPAs and/or the one-year fixed account that make up that model portfolio. By participating in the asset allocation program, you authorize us to invest your contract value in the subaccounts and any GPAs and/or one-year fixed account (if included) according to the allocation percentages stated for the specific model portfolio you have selected. You also authorize us to automatically rebalance your contract value quarterly beginning three months after the effective date of your contract in order to maintain alignment with the allocation percentages specified in the model portfolio.

Special rules will apply to the GPAs if they are included in a model portfolio. Under these rules:

•	no MVA will apply when rebalancing occurs within a specific model portfolio (but an MVA may apply if you elect to transfer to a new model portfolio); and

•	no MVA will apply when you elect an annuity payout plan while your contract value is invested in a model portfolio (see “Guarantee Period Accounts — Market Value Adjustment”).

Under the asset allocation program, the subaccounts, any GPAs and/or the one-year fixed account (if included) that make up the model portfolio you selected and the allocation percentages to those subaccounts, any GPAs and/or the one-year fixed account (if included) will not change unless we adjust the composition of the model portfolio to reflect the liquidation, substitution or merger of an underlying fund, a change of investment objective by an underlying fund or when an underlying fund stops selling its shares to the variable account. We reserve the right to change the terms and conditions of the asset allocation program upon written notice to you.

If permitted under applicable securities law, we reserve the right to:

•	reallocate your current model portfolio to an updated version of your current model portfolio; or

•	substitute a fund of funds for your current model portfolio.

We also reserve the right to discontinue the asset allocation program. We will give you 30 days’ written notice of any such change.

If you elected to participate in the asset allocation program, you may discontinue your participation in the program at any time by giving us written notice. Upon cancellation, automated rebalancing associated with the asset allocation program will end. You can elect to participate in the asset allocation program again at any time.

Required Use of Asset Allocation Program with Accumulation Protector Benefit rider, Guarantor Withdrawal Benefit rider or Income Assurer Benefit rider

If you are required to participate in the asset allocation program because you purchased an optional Accumulation Protector Benefit rider, Guarantor Withdrawal Benefit rider or Income Assurer Benefit rider, you may not discontinue your participation in the asset allocation program unless permitted by the terms of the rider as summarized below:

•	Accumulation Protector Benefit rider: You cannot terminate the Accumulation Protector Benefit rider. As long as the Accumulation Protector Benefit rider is in effect, your contract value must be invested in one of the model portfolios. The Accumulation Protector Benefit rider automatically ends at the end of the waiting period as does the requirement that you participate in the asset allocation program. At all other times, if you do not want to participate in any of the model portfolios, you must terminate your contract by requesting a full withdrawal. Withdrawal charges and tax penalties may

WELLS FARGO ADVANTAGE CHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 35

apply. Therefore, you should not select the Accumulation Protector Benefit rider if you do not intend to continue participating in one of the model portfolios until the end of the waiting period.

•	Guarantor Withdrawal Benefit rider: Because the Guarantor Withdrawal Benefit rider requires that your contract value be invested in one of the model portfolios for the life of the contract, and you cannot terminate the Guarantor Withdrawal Benefit rider once you have selected it, you must terminate your contract by requesting a full withdrawal if you do not want to participate in any of the model portfolios. Withdrawal charges and tax penalties may apply. Therefore, you should not select the Guarantor Withdrawal Benefit rider if you do not intend to continue participating in one of the model portfolios for the life of the contract.

•	Income Assurer Benefit rider: You can terminate the Income Assurer Benefit rider during a 30-day period after the first rider anniversary and at any time after the expiration of the waiting period. At all other times, if you do not want to participate in any of the model portfolios, you must terminate your contract by requesting a full withdrawal. Withdrawal charges and tax penalties may apply. As long as the Income Assurer Benefit rider is in effect, your contract value must be invested in one of the model portfolios. Therefore, you should not select the Income Assurer Benefit rider if you do not intend to continue participating in one of the model portfolios during the period of time the Income Assurer Benefit rider is in effect.

PORTFOLIO NAVIGATOR PROGRAM (PN program)
Under the PN program for the living benefit riders, your contract value is allocated to a PN program investment option (except as described in the next paragraph). The PN program investment options are currently five funds of funds, each of which invests in underlying funds in proportions that vary among the funds of funds in light of each fund of funds’ investment objective (“Portfolio Navigator funds”). The PN program is available for both nonqualified and qualified annuities.

The PN program also allows those who participated in a previous version of the PN program and who previously opted out of the transfer of their contract value to Portfolio Navigator funds to remain invested in accordance with a “static” PN program model portfolio investment option that is not subject to updating or reallocation. For more information on the static model portfolios, see “The static model portfolios” below.

You are required to participate in the PN program if your contract includes optional living benefit riders. If your contract does not include one of these riders, you may not participate in the PN program; but you may choose to allocate your contract value to one or more of the Portfolio Navigator funds without being in the PN program. You should review any PN program information, including the prospectus for the funds of funds, carefully. Your investment professional can provide you with additional information and can answer questions you may have on the PN program.

The Portfolio Navigator funds. Each of the Portfolio Navigator funds is a fund of funds with the investment objective of seeking a high level of total return consistent with a certain level of risk by investing in various underlying funds. The funds of funds have objectives ranging from Conservative to Aggressive, and are managed within asset class allocation targets and with a broad multi-manager approach. Columbia Management Investment Advisers is the investment adviser of each of the funds of funds, and Columbia Management Investment Advisers or an affiliate is the investment adviser of each of the underlying funds in which the funds of funds invest. Morningstar Associates, LLC serves as an independent consultant to Columbia Management Investment Advisers to provide recommendations regarding portfolio construction and ongoing analysis of the funds of funds. Neither Columbia Management Investment Advisers nor Morningstar Associates, LLC serves as your investment adviser as to the allocation of your contract value under the PN program (regardless of whether you have selected a PN program investment option or have chosen to remain in a static model portfolio). Some of the underlying funds are managed on a day-to-day basis directly by Columbia Management Investment Advisers and some are managed by one or more affiliated or unaffiliated sub-advisers, subject to the oversight of Columbia Management Investment Advisers and the fund’s board of trustees.

Below are the target asset allocation weights (between equity and fixed income/cash underlying funds) for each of the funds of funds:

1. Variable Portfolio – Aggressive Portfolio: 80% Equity / 20% Fixed Income

2. Variable Portfolio – Moderately Aggressive Portfolio: 65% Equity / 35% Fixed Income

3. Variable Portfolio – Moderate Portfolio: 50% Equity / 50% Fixed Income

4. Variable Portfolio – Moderately Conservative Portfolio: 35% Equity / 65% Fixed Income

5. Variable Portfolio – Conservative Portfolio: 20% Equity / 80% Fixed Income

Fund of funds conflicts of interest. In providing investment advisory services for the funds of funds and the underlying funds in which the funds of funds invest, Columbia Management Investment Advisers is, together with its affiliates, including us, subject to competing interests that may influence its decisions. These competing interests typically arise because Columbia

 36  WELLS FARGO ADVANTAGE CHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

Management Investment Advisers or one of its affiliates serves as the investment adviser to the underlying funds and may provide other services in connection with such underlying funds, and because the compensation we and our affiliates receive for providing these investment advisory and other services varies depending on the underlying fund. For additional information about the conflicts of interest to which Columbia Management Investment Advisers and its affiliates are subject, see the funds of funds prospectus.

The static model portfolios. If you have chosen to remain invested in a “static” PN program model portfolio investment option, your assets will remain invested in accordance with your current model portfolio, and you will not be provided with any updates to the model portfolio or reallocation recommendations. (The last such reallocation recommendation was provided in 2009.) Each model portfolio consists of underlying funds and/or any GPAs (if included) according to the allocation percentages stated for the model portfolio. If you are participating in the PN program through a model portfolio, you instruct us to automatically rebalance your contract value quarterly in order to maintain alignment with these allocation percentages.

If you own a contract with a living benefit rider which requires you to participate in the PN program and have chosen to remain in a PN program model portfolio, you may in the future transfer the assets in your contract only to one of the funds of funds investment options. If you begin taking income from your contract and have a living benefit rider that requires a move to a certain model portfolio once you begin taking income, you will be transferred to the fund of funds that corresponds to that model portfolio.

Special rules apply to the GPAs if they are included in a model portfolio. Under these rules:

•	no MVA will apply when rebalancing occurs within a specific model portfolio (but an MVA may apply if you elect to transfer to a fund of funds);

•	no MVA will apply when you elect an annuity payout plan while your contract value is invested in a model portfolio. (See “Guarantee Period Accounts — Market Value Adjustment.”)

If you choose to remain in a static model portfolio, the investments and investment styles and policies of the underlying funds in which your contract value is invested may change. Accordingly, your model portfolio may change so that it is no longer appropriate for your needs, even though your allocations to underlying funds do not change. Furthermore, the absence of periodic updating means that existing underlying funds will not be replaced as may be appropriate due to poor performance, changes in management personnel, or other factors.

Although the model portfolios are no longer maintained on an ongoing basis, the asset allocations in the model portfolios may have been affected by conflicts of interest similar to those to which the funds of funds are subject. Certain of the underlying funds in the model portfolios are managed by Columbia Management Investment Advisers or an affiliate while others are not, and we or our affiliate had an incentive to specify greater allocation percentages for the affiliated underlying funds.

Participating in the PN program. You are responsible for determining which investment option is best for you. Your investment professional can help you make this determination. In addition, your investment professional may provide you with an investor questionnaire, a tool to help define your investing style that is based on factors such as your investment goals, your tolerance for risk and how long you intend to invest. Your responses to the investor questionnaire can help you determine which investment option most closely matches your investing style. While the scoring of the investor questionnaire is objective, there is no guarantee that your responses to the investor questionnaire accurately reflect your tolerance for risk. Similarly, there is no guarantee that the investment option you select or have selected after completing the investor questionnaire is appropriate to your ability to withstand investment risk. RiverSource Life is not responsible for your selection of a specific investment option or your decision to change to a different investment option.

Currently, there are five Portfolio Navigator funds (and under the previous PN program, five static model portfolio investment options), ranging from conservative to aggressive. You may not use more than one investment option at a time.

If you initially allocate qualifying purchase payments to the DCA Fixed Account, when available (see “The DCA Fixed Account”), and you are participating in the PN program, we will make monthly transfers in accordance with your instructions from the DCA Fixed Account into the investment option or model portfolio you have chosen.

You may request a change to your fund of funds (or a transfer from your model portfolio to a fund of funds) up to twice per contract year by written request on an authorized form or by another method agreed to by us. If you make such a change, we may charge you a higher fee for your rider.

We reserve the right to change the terms and conditions of the PN program upon written notice to you. This includes but is not limited to the right to:

•	limit your choice of investment options based on the amount of your initial purchase payment;

•	cancel required participation in the program after 30 days written notice;

•	substitute a fund of funds for your model portfolio, if applicable, if permitted under applicable securities law; and

WELLS FARGO ADVANTAGE CHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 37

•	discontinue the PN program after 30 days written notice.

Risks. Asset allocation through the PN program does not guarantee that your contract will increase in value nor will it protect against a decline in value if market prices fall. By investing in a fund of funds, you may be able to reduce the volatility in your contract value, but there is no guarantee that this will happen. For additional information about the risks of investing in a Portfolio Navigator funds of funds, see funds of funds prospectus.

Living benefits requiring participation in the PN program:

•	Accumulation Protector Benefit rider: You cannot terminate the Accumulation Protector Benefit rider. As long as the Accumulation Protector Benefit rider is in effect, your contract value must be invested in one of the PN program investment options. For contracts with applications signed on or after Jan. 26, 2009, you cannot select the Aggressive investment option, or transfer to the Aggressive investment option while the rider is in effect. The Accumulation Protector Benefit rider automatically ends at the end of the waiting period and you then have the option to cancel your participation in the PN program. At all other times, if you do not want to invest in any of the PN program investment options, you must terminate your contract by requesting a full withdrawal. Withdrawal charges and tax penalties may apply. Therefore, you should not select the Accumulation Protector Benefit rider if you do not intend to continue participating in the PN program (as it now exists or as we may modify it in the future) until the end of the waiting period.

•	Guarantor Withdrawal Benefit for Life rider: The Guarantor Withdrawal Benefit for Life rider requires that your contract value be invested in one of the PN program investment options for the life of the contract. Subject to state restrictions, we reserve the right to limit the number of investment options from which you can select based on the dollar amount of purchase payments you make. Because you cannot terminate the Guarantor Withdrawal Benefit for Life rider once you have selected it, you must terminate your contract by requesting a full withdrawal if you do not want to invest in any of the PN program investment options. Withdrawal charges and tax penalties may apply. Therefore, you should not select the Guarantor Withdrawal Benefit for Life rider if you do not intend to continue participating in the PN program (as it now exists or as we may modify it in the future) for the life of the contract.

•	Guarantor Withdrawal Benefit rider: The Guarantor Withdrawal Benefit rider requires that your contract value be invested in one of the PN program investment options for the life of the contract and because you cannot terminate the Guarantor Withdrawal Benefit rider once you have selected it, you must terminate your contract by requesting a full withdrawal if you do not want to invest in any of the PN program investment options. Withdrawal charges and tax penalties may apply. Therefore, you should not select the Guarantor Withdrawal Benefit rider if you do not intend to continue participating in the PN program (as it now exists or as we may modify it in the future) for the life of the contract.

•	Income Assurer Benefit rider: The Income Assurer Benefit rider requires that your contract value be invested in one of the PN program investment options for the life of the contract. You can terminate the Income Assurer Benefit rider during the 30-day period after the first rider anniversary and at any time after the expiration of the waiting period. At all other times you cannot terminate the Income Assurer Benefit rider once you have selected it and you must terminate your contract by requesting a full withdrawal if you do not want to invest in any of the PN program investment options. Withdrawal charges and tax penalties may apply. Therefore, you should not select the Income Assurer Benefit rider if you do not intend to continue participating in the PN program (as it now exists or as we may modify it in the future) for the life of the contract.

TRANSFERRING AMONG ACCOUNTS
The transfer rights discussed in this section do not apply while the PN program is in effect.

You may transfer contract value from any one subaccount, GPAs, the one-year fixed account, or the DCA fixed account, to another subaccount before annuity payouts begin. Certain restrictions apply to transfers involving the GPAs and the one-year fixed account. You may not transfer contract value to the DCA fixed account.

The date your request to transfer will be processed depends on when we receive it:

•	If we receive your transfer request at our corporate office in good order before the close of business, we will process your transfer using the accumulation unit value we calculate on the valuation date we received your transfer request.

•	If we receive your transfer request at our corporate office in good order at or after the close of business, we will process your transfer using the accumulation unit value we calculate on the next valuation date after we received your transfer request.

There is no charge for transfers. Before making a transfer, you should consider the risks involved in changing investments. Transfers out of the GPAs will be subject to an MVA if done more than 30 days before the end of the guarantee period.

We may suspend or modify transfer privileges at any time.

For information on transfers after annuity payouts begin, see “Transfer policies” below.

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Transfer policies

•	Before annuity payouts begin, you may transfer contract values between the subaccounts, or from the subaccounts to the GPAs and the one-year fixed account (if included) at any time. However, if you made a transfer from the one-year fixed account to the subaccounts or the GPAs, you may not make a transfer from any subaccount or GPA back to the one-year fixed account for six months following that transfer. We reserve the right to further limit transfers to the one-year fixed account if the interest rate we are then currently crediting to the one-year fixed account is equal to the minimum interest rate stated in the contract.

•	You may transfer contract values from the one-year fixed account (if included) to the subaccounts or the GPAs once a year on or within 30 days before or after the contract anniversary (except for automated transfers, which can be set up at any time for certain transfer periods subject to certain minimums). Transfers from the one-year fixed account are not subject to an MVA. For Contract Option L, the amount of contract value transferred to the one-year fixed account cannot result in the value of the one-year fixed account being greater than 30% of the contract value; transfers out of the one-year fixed account are limited to 30% of one-year fixed account values at the beginning of the contract year or $10,000, whichever is greater. For Contract Option C, transfers to the one-year fixed account and transfers out of the one-year fixed account may not be available or may be significantly limited. See your contract for the actual terms of the one-year fixed account you purchased. For both Contract Option L and Contract Option C, we reserve the right to further limit transfers to or from the one-year fixed account if the interest rate we are then crediting on new purchase payments allocated to the one-year fixed account is equal to the minimum interest rate stated in the contract.

•	You may transfer contract values from a GPA any time after 60 days of transfer or payment allocation to the account. Because of these limitations, it may take several years to transfer all your contract value from the one-year fixed account. You should carefully consider whether the one-year fixed account meets your investment criteria before you invest. Transfers made more than 30 days before the end of the guarantee period will receive an MVA, which may result in a gain or loss of contract value, unless an exception applies (see “The Guarantee Period Accounts (GPAs) — Market Value Adjustment (MVA)”).

•	If we receive your request on or within 30 days before or after the contract anniversary date, the transfer from the one-year fixed account to the GPAs will be effective on the valuation date we receive it.

•	You may not transfer contract values from the subaccounts, the GPAs, or the one-year fixed account into the DCA fixed account. However, you may transfer contract values from the DCA fixed account to any of the investment options available under your contract, subject to investment minimums and other restrictions we may impose on investments in the one-year fixed account and the GPA, as described above. (See “DCA Fixed Account.”)

•	Once annuity payouts begin, you may not make transfers to or from the GPAs or the fixed account, but you may make transfers once per contract year among the subaccounts. During the annuity payout period, we reserve the right to limit the number of subaccounts in which you may invest. When annuity payments begin, you must transfer all contract value out of your GPAs and the DCA fixed account.

Market Timing
Market timing can reduce the value of your investment in the contract. If market timing causes the returns of an underlying fund to suffer, contract value you have allocated to a subaccount that invests in that underlying fund will be lower too. Market timing can cause you, any joint owner of the contract and your beneficiary(ies) under the contract a financial loss.

Funds available as investment options under the contract that invest in securities that trade in overseas securities markets may be at greater risk of loss from market timing, as market timers may seek to take advantage of changes in the values of securities between the close of overseas markets and the close of U.S. markets. Also, the risks of market timing may be greater for underlying funds that invest in securities such as small cap stocks, high yield bonds, or municipal securities, that may be traded infrequently.

We seek to prevent market timing. Market timing is frequent or short-term trading activity. We do not accommodate short-term trading activities. Do not buy a contract if you wish to use short-term trading strategies to manage your investment. The market timing policies and procedures described below apply to transfers among the subaccounts within the contract. The underlying funds in which the subaccounts invest have their own market timing policies and procedures. The market timing policies of the underlying funds may be more restrictive than the market timing policies and procedures we apply to transfers among the subaccounts of the contract, and may include redemption fees. We reserve the right to modify our market timing policies and procedures at any time without prior notice to you.

Market timing may hurt the performance of an underlying fund in which a subaccount invests in several ways, including but not necessarily limited to:

•	diluting the value of an investment in an underlying fund in which a subaccount invests;

•	increasing the transaction costs and expenses of an underlying fund in which a subaccount invests; and,

WELLS FARGO ADVANTAGE CHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 39

•	preventing the investment adviser(s) of an underlying fund in which a subaccount invests from fully investing the assets of the fund in accordance with the fund’s investment objectives.

In order to help protect you and the underlying funds from the potentially harmful effects of market timing activity, we apply the following market timing policy to discourage frequent transfers of contract value among the subaccounts of the variable account:

We try to distinguish market timing from transfers that we believe are not harmful, such as periodic rebalancing for purposes of an asset allocation, dollar-cost averaging and asset rebalancing program that may be described in this prospectus. There is no set number of transfers that constitutes market timing. Even one transfer in related accounts may be market timing. We seek to restrict the transfer privileges of a contract owner who makes more than three subaccount transfers in any 90 day period. We also reserve the right to refuse any transfer request, if, in our sole judgment, the dollar amount of the transfer request would adversely affect unit values.

If we determine, in our sole judgment, that your transfer activity constitutes market timing, we may modify, restrict or suspend your transfer privileges to the extent permitted by applicable law, which may vary based on the state law that applies to your contract and the terms of your contract. These restrictions or modifications may include, but not be limited to:

•	requiring transfer requests to be submitted only by first-class U.S. mail;

•	not accepting hand-delivered transfer requests or requests made by overnight mail;

•	not accepting telephone or electronic transfer requests;

•	requiring a minimum time period between each transfer;

•	not accepting transfer requests of an agent acting under power of attorney;

•	limiting the dollar amount that you may transfer at any one time;

•	suspending the transfer privilege; or

•	modifying instructions under an automated transfer program to exclude a restricted fund if you do not provide new instructions.

Subject to applicable state law and the terms of each contract, we will apply the policy described above to all contract owners uniformly in all cases. We will notify you in writing after we impose any modification, restriction or suspension of your transfer rights.

We cannot guarantee that we will be able to identify and restrict all market timing activity. Because we exercise discretion in applying the restrictions described above, we cannot guarantee that we will be able to restrict all market timing activity. In addition, state law and the terms of some contracts may prevent us from stopping certain market timing activity. Market timing activity that we are unable to identify and/or restrict may impact the performance of the underlying funds and may result in lower contract values.

In addition to the market timing policy described above, which applies to transfers among the subaccounts within your contract, you should carefully review the market timing policies and procedures of the underlying funds. The market timing policies and procedures of the underlying funds may be materially different than those we impose on transfers among the subaccounts within your contract and may include mandatory redemption fees as well as other measures to discourage frequent transfers. As an intermediary for the underlying funds, we are required to assist them in applying their market timing policies and procedures to transactions involving the purchase and exchange of fund shares. This assistance may include, but not be limited to, providing the underlying fund upon request with your Social Security Number, Taxpayer Identification Number or other United States government-issued identifier, and the details of your contract transactions involving the underlying fund. An underlying fund, in its sole discretion, may instruct us at any time to prohibit you from making further transfers of contract value to or from the underlying fund, and we must follow this instruction. We reserve the right to administer and collect on behalf of an underlying fund any redemption fee imposed by an underlying fund. Market timing policies and procedures adopted by underlying funds may affect your investment in the contract in several ways, including but not limited to:

•	Each fund may restrict or refuse trading activity that the fund determines, in its sole discretion, represents market timing.

•	Even if we determine that your transfer activity does not constitute market timing under the market timing policies described above which we apply to transfers you make under the contract, it is possible that the underlying fund’s market timing policies and procedures, including instructions we receive from a fund may require us to reject your transfer request. For example, while we disregard transfers permitted under any asset allocation, dollar-cost averaging and asset rebalancing programs that may be described in this prospectus, we cannot guarantee that an underlying fund’s market timing policies and procedures will do so. Orders we place to purchase fund shares for the variable account are subject to acceptance by the fund. We reserve the right to reject without prior notice to you any transfer request if the fund does not accept our order.

 40  WELLS FARGO ADVANTAGE CHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

•	Each underlying fund is responsible for its own market timing policies, and we cannot guarantee that we will be able to implement specific market timing policies and procedures that a fund has adopted. As a result, a fund’s returns might be adversely affected, and a fund might terminate our right to offer its shares through the variable account.

•	Funds that are available as investment options under the contract may also be offered to other intermediaries who are eligible to purchase and hold shares of the fund, including without limitation, separate accounts of other insurance companies and certain retirement plans. Even if we are able to implement a fund’s market timing policies, we cannot guarantee that other intermediaries purchasing that same fund’s shares will do so, and the returns of that fund could be adversely affected as a result.

For more information about the market timing policies and procedures of an underlying fund, the risks that market timing pose to that fund, and to determine whether an underlying fund has adopted a redemption fee, see that fund’s prospectus.

HOW TO REQUEST A TRANSFER OR WITHDRAWAL

 1 By letter

Send your name, contract number, Social Security Number or Taxpayer Identification Number* and signed request for a transfer or withdrawal to our corporate office:

RiverSource Life Insurance Company
829 Ameriprise Financial Center
Minneapolis, MN 55474

Minimum amount
Transfers or withdrawals:  $500 or entire account balance

Maximum amount
Transfers or withdrawals:  Contract value or entire account balance

*	Failure to provide a Social Security Number or Taxpayer Identification Number may result in mandatory tax withholding on the taxable portion of the distribution.

 2 By automated transfers and automated partial withdrawals

Your investment professional can help you set up automated transfers among your subaccounts, the one-year fixed account or GPAs or automated partial withdrawals from the GPAs, one-year fixed account, DCA fixed account or the subaccounts.

You can start or stop this service by written request or other method acceptable to us.

You must allow 30 days for us to change any instructions that are currently in place.

•	Automated withdrawals may be restricted by applicable law under some contracts.

•	You may not make additional purchase payments if automated partial withdrawals are in effect.

•	If the PN program is in effect, you are not allowed to set up automated transfers except in connection with a DCA fixed account (see “The Fixed Account — DCA Fixed Account” and “Making the Most of Your Contract — Portfolio Navigator Program”).

•	Automated partial withdrawals may result in IRS taxes and penalties on all or part of the amount withdrawn.

•	If you have a Guarantor Withdrawal Benefit for Life rider or Guarantor Withdrawal Benefit rider, you may set up automated partial withdrawals up to the benefit available for withdrawal under the rider.

Minimum amount
Transfers or withdrawals:  $100 monthly
                           $250 quarterly, semiannually or annually

 3 By phone

Call:
1-800-333-3437

Minimum amount
Transfers or withdrawals:  $500 or entire account balance

Maximum amount
Transfers:                           Contract value or entire account balance
Withdrawals:                      $25,000

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We answer telephone requests promptly, but you may experience delays when the call volume is unusually high. If you are unable to get through, use the mail procedure as an alternative.

We will honor any telephone transfer or withdrawal requests that we believe are authentic and we will use reasonable procedures to confirm that they are. This includes asking identifying questions and recording calls. We will not allow a telephone withdrawal within 30 days of a phoned-in address change. As long as we follow the procedures, we (and our affiliates) will not be liable for any loss resulting from fraudulent requests.

Telephone transfers and withdrawals are automatically available. You may request that telephone transfers and withdrawals not be authorized from your account by writing to us.

Withdrawals

You may withdraw all or part of your contract at any time before the retirement date by sending us a written request or calling us. If we receive your withdrawal request in good order at our corporate office before the close of business, we will process your withdrawal using the accumulation unit value we calculate on the valuation date we received your withdrawal request. If we receive your withdrawal request at our corporate office at or after the close of business, we will process your withdrawal using the accumulation unit value we calculate on the next valuation date after we received your withdrawal request. We may ask you to return the contract. You may have to pay a contract administrative charge, withdrawal charges, or any applicable optional rider charges (see “Charges”) and federal income taxes and penalties. State and local income taxes may also apply (see “Taxes”). You cannot make withdrawals after annuity payouts begin except under Annuity Payout Plan E. (See “The Annuity Payout Period — Annuity Payout Plans.”)

Any partial withdrawals you take under the contract will reduce your contract value. As a result, the value of your death benefit or any optional benefits you have elected will also be reduced. If you have elected the Guarantor Withdrawal Benefit for Life rider or the Guarantor Withdrawal Benefit rider and your partial withdrawals in any contract year exceed the permitted withdrawal amount under the terms of the Guarantor Withdrawal Benefit for Life rider or the Guarantor Withdrawal Benefit rider, your benefits under the rider may be reduced (see “Optional Benefits”). Any partial withdrawal request that exceeds the amount allowed under the riders and impacts the guarantees provided, will not be considered in good order until we receive a signed Benefit Impact Acknowledgement form showing the projected effect of the withdrawal on the rider benefits or a verbal acknowledgement that you understand and accept the impacts that have been explained to you.

In addition, withdrawals you are required to take to satisfy RMDs may reduce the value of certain death benefits and optional benefits (see “Taxes — Qualified Annuities — Required Minimum Distributions”).

WITHDRAWAL POLICIES
If you have a balance in more than one account and you request a partial withdrawal, we will automatically withdraw from all your subaccounts and GPAs, the DCA fixed account, and/or the one-year fixed account in the same proportion as your value in each account correlates to your total contract value, unless requested otherwise. After executing a partial withdrawal, the value in each subaccount, one-year fixed account or GPA must be either zero or at least $50.

RECEIVING PAYMENT
By regular or express mail:

•	payable to owner;

•	mailed to address of record.

NOTE: We will charge you a fee if you request express mail delivery.

Normally, we will send the payment within seven days after receiving your request in good order. However, we may postpone the payment if:

–	the withdrawal amount includes a purchase payment check that has not cleared;

–	the NYSE is closed, except for normal holiday and weekend closings;

–	trading on the NYSE is restricted, according to SEC rules;

–	an emergency, as defined by SEC rules, makes it impractical to sell securities or value the net assets of the accounts; or

–	the SEC permits us to delay payment for the protection of security holders.

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TSA — Special Provisions

PARTICIPANTS IN TAX-SHELTERED ANNUITIES
If the contract is intended to be used in connection with an employer sponsored 403(b) plan, additional rules relating to this contract can be found in the annuity endorsement for tax sheltered 403(b) annuities. Unless we have made special arrangements with your employer, the contract is not intended for use in connection with an employer sponsored 403(b) plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). In the event that the employer either by affirmative election or inadvertent action causes contributions under a plan that is subject to ERISA to be made to this contract, we will not be responsible for any obligations and requirements under ERISA and the regulations thereunder, unless we have prior written agreement with the employer. You should consult with your employer to determine whether your 403(b) plan is subject to ERISA.

In the event we have a written agreement with your employer to administer the plan pursuant to ERISA, special rules apply as set forth in the TSA endorsement.

The employer must comply with certain nondiscrimination requirements for certain types of contributions under a TSA contract to be excluded from taxable income. You should consult your employer to determine whether the nondiscrimination rules apply to you.

The Code imposes certain restrictions on your right to receive early distributions from a TSA:

•	Distributions attributable to salary reduction contributions (plus earnings) made after Dec. 31, 1988, or to transfers or rollovers from other contracts, may be made from the TSA only if:

–	you are at least age 59 1/2;

–	you are disabled as defined in the Code;

–	you severed employment with the employer who purchased the contract;

–	the distribution is because of your death;

–	the distribution is due to plan termination; or

–	you are a military reservist.

•	If you encounter a financial hardship (as provided by the Code), you may be eligible to receive a distribution of all contract values attributable to salary reduction contributions made after Dec. 31, 1988, but not the earnings on them.

•	Even though a distribution may be permitted under the above rules, it may be subject to IRS taxes and penalties (see “Taxes”)

•	The above restrictions on distributions do not affect the availability of the amount credited to the contract as of Dec. 31, 1988. The restrictions also do not apply to transfers or exchanges of contract value within the contract, or to another registered variable annuity contract or investment vehicle available through the employer.

Changing Ownership

You may change ownership of your nonqualified annuity at any time by completing a change of ownership form we approve and sending it to our office. The change will become binding on us when we receive and record it. We will honor any change of ownership request received in good order that we believe is authentic and we will use reasonable procedures to confirm authenticity. If we follow these procedures, we will not take any responsibility for the validity of the change.

If you have a nonqualified annuity, you may incur income tax liability by transferring, assigning or pledging any part of it. (see “Taxes.”)

If you have a qualified annuity, you may not sell, assign, transfer, discount or pledge your contract as collateral for a loan, or as security for the performance of an obligation or for any other purpose except as required or permitted by the Code. However, if the owner is a trust or custodian, or an employer acting in a similar capacity, ownership of the contract may be transferred to the annuitant.

Please consider carefully whether or not you wish to change ownership of your annuity contract. If you elected any optional contract features or riders, the new owner and annuitant will be subject to all limitations and/or restrictions of those features or riders just as if they were purchasing a new contract. If you have an Income Assurer Benefit rider and/or Benefit Protector Plus rider, the rider will terminate upon transfer of ownership of the annuity contract. The Accumulation Protector Benefit, the Guarantor Withdrawal Benefit for Life and the Guarantor Withdrawal Benefit riders will continue upon transfer of ownership of your annuity contract. For the Guarantor Withdrawal Benefit for Life riders, any ownership change that impacts the guarantees provided will not be considered in good order until we receive a signed Benefit Impact Acknowledgement form showing the projected effect of the ownership change on the rider benefits or a verbal acknowledgement that you understand

WELLS FARGO ADVANTAGE CHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 43

and accept the impacts that have been explained to you. Continuance of the Benefit Protector is optional. (See “Optional Benefits.”)

Benefits in Case of Death

There are four death benefit options under your contract if you die before the retirement start date while this contract is in force. You must select one of the following death benefits:

•	ROP Death Benefit;

•	MAV Death Benefit;

•	5% Accumulation Death Benefit;

•	Enhanced Death Benefit

If it is available in your state and if both you and the annuitant are 79 or younger at contract issue, you can elect any one of the above death benefits. If either you or the annuitant are 80 or older at contract issue, the ROP Death Benefit will apply. Once you elect a death benefit, you cannot change it. We show the death benefit that applies in your contract on your contract’s data page. The death benefit you select determines the mortality and expense risk fee that is assessed against the subaccounts. (See “Charges — Mortality and Expense Risk Fee.”)

Under each option, we will pay the death benefit to your beneficiary upon the earlier of your death or the annuitant’s death. We will base the benefit paid on the death benefit coverage you chose when you purchased the contract. If a contract has more than one person as the owner, we will pay benefits upon the first to die of any owner or the annuitant.

Here are some terms that are used to describe the death benefits:

Adjusted partial withdrawals (calculated for ROP and MAV Death Benefits)	=	PW × DB CV

PW = the amount by which the contract value is reduced as a result of the partial withdrawal.

DB = the death benefit on the date of (but prior to) the partial withdrawal

CV = contract value on the date of (but prior to) the partial withdrawal

Maximum Anniversary Value (MAV): is zero prior to the first contract anniversary after the effective date of the rider. On the first contract anniversary after the effective date of the rider, we set the MAV as the greater of these two values:

(a) current contract value; or

(b) total purchase payments applied to the contract minus adjusted partial withdrawals.

Thereafter, we increase the MAV by any additional purchase payments and reduce the MAV by adjusted partial withdrawals. Every contract anniversary after that prior to the earlier of your or the annuitant’s 81st birthday, we compare the MAV to the current contract value and we reset the MAV to the higher amount.

5% Variable Account floor: This is the sum of the value of your GPAs, the one-year fixed account and the variable account floor. There is no variable account floor prior to the first contract anniversary. On the first contract anniversary, we establish the variable account floor as:

•	the amounts allocated to the subaccounts and the DCA fixed account at issue increased by 5%;

•	plus any subsequent amounts allocated to the subaccounts and the DCA fixed account;

•	minus adjusted transfers and partial withdrawals from the subaccounts or the DCA fixed account.

Thereafter, we continue to add subsequent purchase payments allocated to the subaccounts or the DCA fixed account and subtract adjusted transfers and partial withdrawals from the subaccounts or the DCA fixed account. On each contract anniversary after the first, through age 80, we add an amount to the variable account floor equal to 5% of the prior anniversary’s variable account floor. We stop adding this amount after you or the annuitant reach age 81.

5% variable account floor adjusted transfers or adjusted partial withdrawals	=	PWT × VAF SV

PWT	=	the amount by which the contract value in the subaccounts and the DCA fixed account is reduced as a result of the partial withdrawal or transfer from the subaccounts or the DCA fixed account.
VAF	=	variable account floor on the date of (but prior to) the transfer or partial withdrawal.
SV	=	value of the subaccounts and the DCA fixed account on the date of (but prior to) the transfer of partial withdrawal.

The amount of purchase payments withdrawn or transferred from any subaccount or fixed account (if applicable) or GPA account is calculated as (a) times (b) where:

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(a)	is the amount of purchase payments in the account or subaccount on the date of but prior to the current withdrawal or transfer; and

(b)	is the ratio of the amount of contract value transferred or withdrawn from the account or subaccount to the value in the account or subaccount on the date of (but prior to) the current withdrawal or transfer.

For contracts issued in New Jersey, the cap on the variable account floor is 200% of the sum of the purchase payments allocated to the subaccounts and the DCA fixed account that have not been withdrawn or transferred out of the subaccounts or the DCA fixed account.

NOTE: The 5% variable account floor is calculated differently and is not the same value as the Income Assurer Benefit 5% variable account floor.

RETURN OF PURCHASE PAYMENTS (ROP) DEATH BENEFIT

The ROP Death Benefit is the basic death benefit on the contract that will pay your beneficiaries no less than your purchase payments, adjusted for withdrawals. If you or the annuitant die before annuity payouts begin and while this contract is in force, the death benefit will be the greater of these two values, minus any applicable rider charges:

1.	contract value; or

2.	total purchase payments applied to the contract minus adjusted partial withdrawals.

The ROP Death Benefit will apply unless you select one of the alternative death benefits described immediately below.

If available in your state and both you and the annuitant are age 79 or younger at contract issue, you may select one of the death benefits described below at the time you purchase your contract. The death benefits do not provide any additional benefit before the first contract anniversary and may not be appropriate for issue ages 75 to 79 because the benefit values may be limited after age 81. Be sure to discuss with your investment professional whether or not these death benefits are appropriate for your situation.

MAXIMUM ANNIVERSARY VALUE (MAV) DEATH BENEFIT

The MAV Death Benefit provides that if you or the annuitant die while the contract is in force and before annuity payouts begin, the death benefit will be the greatest of these three values, minus any applicable rider charges:

1.	contract value;

2.	total purchase payments applied to the contract minus adjusted partial withdrawals; or

3.	the MAV on the date of death.

5% ACCUMULATION DEATH BENEFIT

The 5% Accumulation Death Benefit provides that if you or the annuitant die while the contract is in force and before annuity payouts begin, the death benefit will be the greatest of these three values, minus any applicable rider charges:

1.	contract value;

2.	total purchase payments applied to the contract minus adjusted partial withdrawals; or

3.	the 5% variable account floor.

ENHANCED DEATH BENEFIT

The Enhanced Death Benefit provides that if you or the annuitant die while the contract is in force and before annuity payouts begin, the death benefit will be the greatest of these four values, minus any applicable rider charges:

1.	contract value;

2.	total purchase payments applied to the contract minus adjusted partial withdrawals;

3.	the MAV on the date of death; or

4.	the 5% variable account floor.

For an example of how each death benefit is calculated, see Appendix D.

IF YOU DIE BEFORE YOUR RETIREMENT DATE
When paying the beneficiary, we will process the death claim on the valuation date our death claim requirements are fulfilled. We will determine the contract’s value using the accumulation unit value we calculate on that valuation date. We pay interest, if any, at a rate no less than required by law. We will mail payment to the beneficiary within seven days after our death claim requirements are fulfilled.

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Nonqualified annuities
If your spouse is sole beneficiary and you die before the retirement date, your spouse may keep the contract as owner with the contract value equal to the death benefit that would otherwise have been paid. To do this your spouse must give us written instructions to continue the contract as owner. There will be no withdrawal charges on contract Option L from that point forward unless additional payments are made. If you elected any optional contract features or riders, your spouse and the new annuitant (if applicable) will be subject to all limitations and/or restrictions of those features or riders just as if they were purchasing a new contract. The Income Assurer Benefit and Benefit Protector Plus riders, if selected, will terminate. The Accumulation Protector Benefit, the Guarantor Withdrawal Benefit for Life and the Guarantor Withdrawal Benefit riders, if selected, will continue. Continuance of the Benefit Protector is optional. (see “Optional Benefits.”)

If your beneficiary is not your spouse, we will pay the beneficiary in a single sum unless you give us other written instructions. Generally, we must fully distribute the death benefit within five years of your death. However, the beneficiary may receive payouts under any annuity payout plan available under this contract if:

•	the beneficiary asks us in writing within 60 days after the day on which all documents have been received that prove your death has occurred; and

•	payouts begin no later than one year after your death, or other date as permitted by the IRS; and

•	the payout period does not extend beyond the beneficiary’s life or life expectancy.

Qualified annuities

•	Spouse beneficiary: If you have not elected an annuity payout plan, and if your spouse is the sole beneficiary, your spouse may either elect to treat the contract as his/her own, so long as he or she is eligible to do so, or elect an annuity payout plan or another plan agreed to by us. If your spouse elects a payout option, the payouts must begin no later than the year in which you would have reached age 70 1/2. If you attained age 70 1/2 at the time of death, payouts must begin no later than Dec. 31 of the year following the year of your death.

Your spouse may elect to assume ownership of the contract at any time before annuity payouts begin. If your spouse elects to assume ownership of the contract, the contract value will be equal to the death benefit that would otherwise have been paid. There will be no withdrawal charges on contract Option L from that point forward unless additional payments are made. If you elected any optional contract features or riders, your spouse and the new annuitant (if applicable) will be subject to all limitations and/or restrictions of those features or riders just as if they were purchasing a new contract. The Income Assurer Benefit and Benefit Protector Plus riders, if selected, will terminate. The Accumulation Protector Benefit, the Guarantor Withdrawal Benefit for Life and the Guarantor Withdrawal Benefit riders, if selected, will continue. Continuance of the Benefit Protector is optional. (see “Optional Benefits.”)

•	Non-spouse beneficiary: If you have not elected an annuity payout plan, and if death occurs prior to the year you would have attained age 70 1/2, the beneficiary may elect to receive payouts from the contract over a five year period. If your beneficiary does not elect a five year payout or if your death occurs after attaining age 70 1/2, we will pay the beneficiary in a single sum unless the beneficiary elects to receive payouts under any payout plan available under this contract if:

•	the beneficiary asks us in writing within 60 days after the day on which all documents have been received that prove your death has occurred; and

•	payouts begin no later than one year following the year of your death; and

•	the payout period does not extend beyond the beneficiary’s life or life expectancy.

If a beneficiary elects an alternative payment plan which is an inherited IRA, all optional death benefits and living benefits will terminate. In the event of your beneficiary’s death, their beneficiary can elect to take a lump sum payment or to continue the alternative payment plan following the schedule of minimum withdrawals established based on the life expectancy of your beneficiary.

•	Annuity payout plan: If you elect an annuity payout plan which guarantees payouts to a beneficiary after your death, the payouts to your beneficiary will continue pursuant to the annuity payout plan you elect.

Optional Benefits

The assets held in our general account support the guarantees under your contract, including optional death benefits and optional living benefits. To the extent that we are required to pay you amounts in addition to your contract value under these benefits, such amounts will come from our general account assets. You should be aware that our general account is exposed to the risks normally associated with a portfolio of fixed-income securities, including interest rate, option, liquidity and credit risk. You should also be aware that we issue other types of insurance and financial products as well, and we also pay our obligations under these products from assets in our general account. Our general account is not segregated or insulated from

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the claims of our creditors. The financial statements contained in the SAI include a further discussion of the risks inherent within the investments of the general account.

OPTIONAL LIVING BENEFITS
ACCUMULATION PROTECTOR BENEFIT RIDER
The Accumulation Protector Benefit rider is an optional benefit that you may select for an additional charge. The Accumulation Protector Benefit rider may provide a guaranteed contract value at the end of the specified waiting period on the benefit date, but not until then, under the following circumstances:

On the benefit date, if:	Then your Accumulation Protector Benefit rider benefit is:
The Minimum Contract Accumulation Value (defined below) as determined under the Accumulation Protector Benefit rider is greater than your contract value,	The contract value is increased on the benefit date to equal the Minimum Contract Accumulation Value as determined under the Accumulation Protector Benefit rider on the benefit date.
The contract value is equal to or greater than the Minimum Contract Accumulation Value as determined under the Accumulation Protector Benefit rider,	Zero; in this case, the Accumulation Protector Benefit rider ends without value and no benefit is payable.

If the contract value falls to zero as the result of adverse market performance or the deduction of fees and/or charges at any time during the waiting period and before the benefit date, the contract and all riders, including the Accumulation Protector Benefit rider will terminate without value and no benefits will be paid. Exception: If you are still living on the benefit date, we will pay you an amount equal to the Minimum Contract Accumulation Value as determined under the Accumulation Protector Benefit rider on the valuation date your contract value reached zero.

If this rider is available in your state, you may elect the Accumulation Protector Benefit at the time you purchase your contract and the rider effective date will be the contract issue date. The Accumulation Protector Benefit rider may not be terminated once you have elected it, except as described in the “Terminating the Rider” section below. An additional charge for the Accumulation Protector Benefit rider will be assessed annually during the waiting period. The rider ends when the waiting period expires and no further benefit will be payable and no further fees for the rider will be deducted.
After the waiting period, you have the following options:

•	Continue your contract;

•	Take partial withdrawals or make a full withdrawal; or

•	Annuitize your contract to create a guaranteed income stream.

The Accumulation Protector Benefit rider may not be purchased with the optional Guarantor Withdrawal Benefit for Life rider, or the Guarantor Withdrawal Benefit rider or any Income Assurer Benefit rider.

The Accumulation Protector Benefit rider may not be available in all states.

You should consider whether a Accumulation Protector Benefit rider is appropriate for you because:

•	you must participate in the PN program and you must be invested in one of the available investment options. This requirement limit your choice of investments. This means you will not be able to allocate contract value to all of the subaccounts, one-year fixed account (if included) and GPAs that are available under the contract to contract owners who do not elect this rider;

•	you may not make additional purchase payments to your contract during the waiting period after the first 180 days immediately following the effective date of the Accumulation Protector Benefit rider;

•	if you purchase this annuity as a qualified annuity, for example, an IRA, you may need to take partial withdrawals from your contract to satisfy the minimum distribution requirements of the Code (see “Taxes — Qualified Annuities — Required Minimum Distributions”). Partial withdrawals, including those you take to satisfy RMDs, will reduce any potential benefit that the Accumulation Protector Benefit rider provides. You should consult your tax advisor if you have any questions about the use of this rider in your tax situation;

•	if you think you may withdraw all of your contract value before you have held your contract with this benefit rider attached for 10 years, or you are considering selecting an annuity payout option within 10 years of the effective date of your contract, you should consider whether this optional benefit is right for you. You must hold the contract a minimum of 10 years from the effective date of the Accumulation Protector Benefit rider, which is the length of the waiting period under the Accumulation Protector Benefit rider, in order to receive the benefit, if any, provided by the Accumulation Protector Benefit rider. In some cases, as described below, you may need to hold the contract longer than 10 years in order to qualify for any benefit the Accumulation Protector Benefit rider may provide;

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•	the 10 year waiting period under the Accumulation Protector Benefit rider will restart if you exercise the elective step up option (described below) or your surviving spouse exercises the spousal continuation elective step up (described below); and

•	the 10 year waiting period under the Accumulation Protector Benefit rider may be restarted if you elect to change your PN program investment option to one that causes the Accumulation Protector Benefit rider charge to increase (see “Charges”).

Be sure to discuss with your investment professional whether a Accumulation Protector Benefit rider is appropriate for your situation.

Here are some general terms that are used to describe the operation of the Accumulation Protector Benefit:

Benefit Date: This is the first valuation date immediately following the expiration of the waiting period.

Minimum Contract Accumulation Value (MCAV): An amount calculated under the Accumulation Protector Benefit rider. The contract value will be increased to equal the MCAV on the benefit date if the contract value on the benefit date is less than the MCAV on the benefit date.

Adjustments for Partial Withdrawals: The adjustment made for each partial withdrawal from the contract is equal to the amount derived from multiplying (a) and (b) where:

(a)	is 1 minus the ratio of the contract value on the date of (but immediately after) the partial withdrawal to the contract value on the date of (but immediately prior to) the partial withdrawal; and

(b)	is the MCAV on the date of (but immediately prior to) the partial withdrawal.

Waiting Period: The waiting period for the rider is 10 years.

We reserve the right to restart the waiting period on the latest contract anniversary if you change your PN program investment option (or change from a PN program model portfolio to a fund of funds) after we have exercised our rights to increase the rider charge for new contract owners, or if you change your asset allocation investment option after we have exercised our rights to charge a separate charge for each model.

Your initial MCAV is equal to your initial purchase payment. It is increased by the amount of any subsequent purchase payments received within the first 180 days that the rider is effective. It is reduced by adjustments for any partial withdrawals made during the waiting period.

Automatic Step Up
On each contract anniversary after the effective date of the rider, the MCAV will be set to the greater of:

1. 80% of the contract value on the contract anniversary; or

2. the MCAV immediately prior to the automatic step up.

The automatic step up does not create contract value, guarantee the performance of any investment option, or provide a benefit that can be withdrawn or paid upon death. Rather, the automatic step up is an interim calculation used to arrive at the final MCAV, which is used to determine whether a benefit will be paid under the rider on the benefit date.

The automatic step up of the MCAV does not restart the waiting period or increase the charge (although the total fee for the rider may increase).

Elective Step Up Option
Within thirty days following each contract anniversary after the rider effective date, but prior to the benefit date, you may notify us in writing that you wish to exercise the annual elective step up option. You may exercise this elective step up option only once per contract year during this 30 day period. If your contract value on the valuation date we receive your written request to step up is greater than the MCAV on that date, your MCAV will increase to 100% of that contract value.

We may increase the fee for your rider (see “Charges — Accumulation Protector Benefit Rider Charge”). The revised fee would apply to your rider if you exercise the annual elective step up, your MCAV is increased as a result, and the revised fee is higher than your annual rider fee before the elective step up. Elective step ups will also result in a restart of the waiting period as of the most recent contract anniversary.

The elective step up does not create contract value, guarantee the performance of any investment option, or provide a benefit that can be withdrawn or paid upon death. Rather, the elective step up is an interim calculation used to arrive at the final MCAV, which is used to determine whether a benefit will be paid under the rider on the benefit date.

The elective step up option is not available to non-spouse beneficiaries that continue the contract during the waiting period.

Spousal Continuation
If a spouse chooses to continue the contract under the spousal continuation provision, the rider will continue as part of the contract. Once, within the thirty days following the date of spousal continuation, the spouse may choose to exercise an elective

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step up. The spousal continuation elective step up is in addition to the annual elective step up. If the contract value on the valuation date we receive the written request to exercise this option is greater than the MCAV on that date, we will increase the MCAV to that contract value. If the MCAV is increased as a result of the elective step up and we have increased the charge for the Accumulation Protector Benefit rider, the spouse will pay the charge that is in effect on the valuation date we receive their written request to step up. In addition, the waiting period will restart as of the most recent contract anniversary.

Terminating the Rider
The rider will terminate under the following conditions:

The rider will terminate before the benefit date without paying a benefit on the date:

•	you take a full withdrawal; or

•	annuitization begins; or

•	the contract terminates as a result of the death benefit being paid.

The rider will terminate on the benefit date.

For an example, see Appendix E.

GUARANTOR WITHDRAWAL BENEFIT FOR LIFE RIDER
The Guarantor Withdrawal Benefit for Life rider is an optional benefit that you may select for an additional annual charge if:

•	your contract application is signed on or after May 1, 2006(1);

•	the rider is available in your state; and

•	you and the annuitant are 80 or younger on the date the contract is issued.

(1)	The Guarantor Withdrawal Benefit for Life rider is not available under an inherited qualified annuity.

You must elect the Guarantor Withdrawal Benefit for Life rider when you purchase your contract. The rider effective date will be the contract issue date.

The Guarantor Withdrawal Benefit for Life rider guarantees that you will be able to withdraw up to a certain amount each year from the contract, regardless of the investment performance of your contract before the annuity payments begin, until you have recovered at minimum all of your purchase payments. And, under certain limited circumstances defined in the rider, you have the right to take a specified amount of partial withdrawals in each contract year until death (see “At Death” heading below) — even if the contract value is zero.

Your contract provides for annuity payouts to begin on the retirement date (see “Buying Your Contract — The Retirement Date”). Before the retirement date, you have the right to withdraw some or all of your contract value, less applicable administrative, withdrawal and rider charges imposed under the contract at the time of the withdrawal (see “Making the Most of Your Contract — Withdrawals”). Because your contract value will fluctuate depending on the performance of the underlying funds in which the subaccounts invest, the contract itself does not guarantee that you will be able to take a certain withdrawal amount each year before the annuity payouts begin, nor does it guarantee the length of time over which such withdrawals can be made before the annuity payouts begin.

The Guarantor Withdrawal Benefit for Life rider may be appropriate for you if you intend to make periodic withdrawals from your annuity contract and do not intend to elect an annuity payout and wish to ensure that market performance will not adversely affect your ability to withdraw your principal over time.

Under the terms of the Guarantor Withdrawal Benefit for Life rider, the calculation of the amount which can be withdrawn in each contract year varies depending on several factors, including but not limited to the waiting period (see “Waiting period” heading below) and whether or not the lifetime withdrawal benefit has become effective:

(1)	The basic withdrawal benefit gives you the right to take limited partial withdrawals in each contract year and guarantees that over time the withdrawals will total an amount equal to, at minimum, your purchase payments. Key terms associated with the basic withdrawal benefit are “Guaranteed Benefit Payment (GBP),” “Remaining Benefit Payment (RBP),” “Guaranteed Benefit Amount (GBA),” and “Remaining Benefit Amount (RBA).” See these headings below for more information.

(2)	The lifetime withdrawal benefit gives you the right, under certain limited circumstances defined in the rider, to take limited partial withdrawals until the later of death (see “At Death” heading below) or until the RBA [under the basic withdrawal benefit] is reduced to zero. Key terms associated with the lifetime withdrawal benefit are “Annual Lifetime Payment (ALP),” “Remaining Annual Lifetime Payment (RALP),” “Covered Person,” and “Annual Lifetime Payment Attained Age (ALPAA).” See these headings below for more information.

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Only the basic withdrawal benefit will be in effect prior to the date that the lifetime withdrawal benefit becomes effective. The lifetime withdrawal benefit becomes effective automatically on the rider anniversary date after the covered person reaches age 65, or the rider effective date if the covered person is age 65 or older on the rider effective date (see “Annual Lifetime Payment Attained Age (ALPAA)” heading below).

Provided annuity payouts have not begun, the Guarantor Withdrawal Benefit for Life rider guarantees that you may take the following partial withdrawal amounts each contract year:

•	After the waiting period and before the establishment of the ALP, the rider guarantees that each year you can cumulatively withdraw an amount equal to the GBP;

•	During the waiting period and before the establishment of the ALP, the rider guarantees that each year you can cumulatively withdraw an amount equal to the value of the RBP at the beginning of the contract year;

•	After the waiting period and after the establishment of the ALP, the rider guarantees that each year you have the option to cumulatively withdraw an amount equal the ALP or the GBP, but the rider does not guarantee withdrawals of the sum of both the ALP and the GBP in a contract year;

•	During the waiting period and after the establishment of the ALP, the rider guarantees that each year you have the option to cumulatively withdraw an amount equal to the value of the RALP or the RBP at the beginning of the contract year, but the rider does not guarantee withdrawals of the sum of both the RALP and the RBP in a contract year;

If you withdraw less than the allowed partial withdrawal amount in a contract year, the unused portion cannot be carried over to the next contract year. As long as your partial withdrawals in each contract year do not exceed the annual partial withdrawal amount allowed under the rider, and there has not been a contract ownership change or spousal continuation of the contract, the guaranteed amounts available for partial withdrawals are protected (i.e., will not decrease).

If you withdraw more than the allowed partial withdrawal amount in a contract year, we call this an “excess withdrawal” under the rider. Excess withdrawals trigger an adjustment of a benefit’s guaranteed amount, which may cause it to be reduced (see “GBA Excess Withdrawal Processing,” “RBA Excess Withdrawal Processing,” and “ALP Excess Withdrawal Processing” headings below). Please note that each of the two benefits has its own definition of the allowed annual withdrawal amount. Therefore a partial withdrawal may be considered an excess withdrawal for purposes of the lifetime withdrawal benefit only, the basic withdrawal benefit only, or both.

If your withdrawals exceed the greater of the RBP or the RALP, withdrawal charges under the terms of the contract may apply (see “Charges — Withdrawal Charges”). The amount we actually deduct from your contract value will be the amount you request plus any applicable withdrawal charge. Market value adjustments, if applicable, will also be made (see “Guarantee Period Accounts (GPAs) — Market Value Adjustment”). We pay you the amount you request. Any partial withdrawals you take under the contract will reduce the value of the death benefits (see “Benefits in Case of Death”). Upon full withdrawal of the contract, you will receive the remaining contract value less any applicable charges (see “Making the Most of Your Contract — Withdrawals”).

The rider’s guaranteed amounts can be increased at the specified intervals if your contract value has increased. An annual step up feature is available at each contract anniversary, subject to certain conditions, and may be applied automatically to your contract or may require you to elect the step up (see “Annual Step Up” heading below). If you exercise the annual step up election, the spousal continuation step up election (see “Spousal Continuation Step Up” heading below) or change your PN investment option, the rider charge may change (see “Charges”).

If you take withdrawals during the waiting period, any prior steps ups applied will be reversed and step ups will not be available until the third rider anniversary. You may take withdrawals after the waiting period without reversal of prior step ups.

You should consider whether the Guarantor Withdrawal Benefit for Life rider is appropriate for you because:

•	Lifetime Withdrawal Benefit Limitations: The lifetime withdrawal benefit is subject to certain limitations, including but not limited to:

(a)	Once the contract value equals zero, payments are made for as long as the oldest owner or annuitant is living (see “If Contract Value Reduces to Zero” heading below). However, if the contract value is greater than zero, the lifetime withdrawal benefit terminates at the first death of any owner or annuitant except as otherwise provided below (see “At Death” heading below). Therefore, if there are multiple contract owners or the annuitant is not an owner, the rider may terminate or the lifetime withdrawal benefit may be reduced. This possibility may present itself when:

(i)	There are multiple contract owners — when one of the contract owners dies the benefit terminates even though other contract owners are still living (except if the contract is continued under the spousal continuation provision of the contract); or

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(ii)	The owner and the annuitant are not the same persons — if the annuitant dies before the owner, the benefit terminates even though the owner is still living. This is could happen, for example, when the owner is younger than the annuitant. This risk increases as the age difference between owner and annuitant increases.

(b)	Excess withdrawals can reduce the ALP to zero even though the GBA, RBA, GBP and/or RBP values are greater than zero. If the both the ALP and the contract value are zero, the lifetime withdrawal benefit will terminate.

(c)	When the lifetime withdrawal benefit is first established, the initial ALP is based on the basic withdrawal benefit’s RBA at that time (see “Annual Lifetime Payment (ALP)” heading below), unless there has been a spousal continuation or ownership change. Any withdrawal you take before the ALP is established reduces the RBA and therefore may result in a lower amount of lifetime withdrawals you are allowed to take.

(d)	Withdrawals can reduce both the contract value and the RBA to zero prior to the establishment of the ALP. If this happens, the contract and the Guarantor Withdrawal Benefit for Life rider will terminate.

•	Use of Portfolio Navigator Program Required: You must be invested in one of the available PN program investment options of the PN program. This requirement limits your choice of investments. This means you will not be able to allocate contract value to all of the subaccounts, GPAs or the one-year fixed account that are available under the contract to contract owners who do not elect this rider. (See “Making the Most of Your Contract — Portfolio Navigator Program.”) You may allocate qualifying purchase payments to the DCA fixed account, when available, and we will make monthly transfers into the investment option you have chosen. Subject to state restrictions, we reserve the right to limit the number of investment options from which you can select based on the dollar amount of purchase payments you make.

•	Tax Considerations for Nonqualified Annuities: Under current federal income tax law, withdrawals under nonqualified annuities, including partial withdrawals taken from the contract under the terms of this rider, are treated less favorably than amounts received as annuity payments under the contract (see “Taxes — Nonqualified Annuities”). Withdrawals are taxable income to the extent of earnings. Withdrawals of earnings before age 59 1/2 may also incur a 10% IRS early withdrawal penalty. You should consult your tax advisor before you select this optional rider if you have any questions about the use of this rider in your tax situation.

•	Tax Considerations for Qualified Annuities: Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract (see “Taxes — Qualified Annuities — Required Minimum Distributions”). If you have a qualified annuity, you may need to take an RMD that exceeds the specified amount of withdrawal available under the rider. Partial withdrawals in any contract year that exceed the guaranteed amount available for withdrawal may reduce future benefits guaranteed under the rider. While the rider permits certain excess withdrawals to be made for the purpose of satisfying RMD requirements for this contract alone without reducing future benefits guaranteed under the rider, there can be no guarantee that changes in the federal income tax law after the effective date of the rider will not require a larger RMD to be taken, in which case, future guaranteed withdrawals under the rider could be reduced. See Appendix G for additional information. RMD rules follow the calendar year which most likely does not coincide with your contract year and therefore may limit when you can take your RMD and not be subject to excess withdrawal processing. You should consult your tax advisor before you select this optional rider if you have any questions about the use of this rider in your tax situation.

•	Limitations on TSAs: Your right to take withdrawals is restricted if your contract is a TSA (see “TSA — Special Provisions”).

•	Limitations on Purchase Payments: We reserve the right to limit the cumulative amount of purchase payments, subject to state restrictions. For current limitations, see “Buying Your Contract — Purchase Payments.”

•	Limitations on Purchase of Other Riders under this Contract: If you select the Guarantor Withdrawal Benefit for Life rider, you may not elect an Income Assurer Benefit rider or the Accumulation Protector Benefit rider.

•	Non-Cancelable: Once elected, the Guarantor Withdrawal Benefit for Life rider may not be cancelled and the fee will continue to be deducted until the contract is terminated, the contract value reduces to zero (described below) or annuity payouts begin.

•	Interaction with Total Free Amount (TFA) contract provision: The TFA is the amount you are allowed to withdraw from the contract in each contract year without incurring a withdrawal charge (see “Charges — Withdrawal Charge”). The TFA may be greater than the RBP or RALP under this rider. Any amount you withdraw in a contract year under the contract’s TFA provision that exceeds the RBP or RALP is subject to the excess withdrawal procedures described below for the GBA, RBA and ALP.

For an example, see Appendix F.

Key terms and provisions of the Guarantor Withdrawal Benefit for Life rider are described below:
Partial Withdrawals: A withdrawal of an amount that does not result in a withdrawal of the contract. The partial withdrawal amount is a gross amount and will include any withdrawal charge and any market value adjustment.

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Waiting period: The period of time starting on the rider effective date during which the annual step up is not available if you take withdrawals. The current waiting period is three years.

Guaranteed Benefit Amount (GBA): The total cumulative amount available for partial withdrawals over the life of the rider under the basic withdrawal benefit. The maximum GBA is $5,000,000. The GBA cannot be withdrawn and is not payable as a death benefit. Rather, the GBA is an interim value used to calculate the amount available for withdrawals each year under the basic withdrawal benefit (see “Guaranteed Benefit Payment” below). At any time, the total GBA is the sum of the individual GBAs associated with each purchase payment.

The GBA is determined at the following times, calculated as described:

•	At contract issue — the GBA is equal to the initial purchase payment.

•	When you make additional purchase payments — each additional purchase payment has its own GBA equal to the amount of the purchase payment.

•	At step up — (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

•	When an individual RBA is reduced to zero — the GBA that is associated with that RBA will also be set to zero.

•	When you make a partial withdrawal during the waiting period and after a step up — Any prior annual step ups will be reversed. Step up reversal means that the GBA associated with each purchase payment will be reset to the amount of that purchase payment. The step up reversal will only happen once during the waiting period, when the first partial withdrawal is made.

•	When you make a partial withdrawal at any time and the amount withdrawn is:

(a)	less than or equal to the total RBP — the GBA remains unchanged. If there have been multiple purchase payments, both the total GBA and each payment’s GBA remain unchanged.

(b)	is greater than the total RBP — GBA excess withdrawal processing will be applied to the GBA. If the partial withdrawal is made during the waiting period, the excess withdrawal processing is applied AFTER any previously applied annual step ups have been reversed.

GBA EXCESS WITHDRAWAL PROCESSING
The total GBA will automatically be reset to the lesser of (a) the total GBA immediately prior to the withdrawal; or (b) the contract value immediately following the withdrawal. If there have been multiple purchase payments, each payment’s GBA after the withdrawal will be reset to equal that payment’s RBA after the withdrawal plus (a) times (b), where:

(a)	is the ratio of the total GBA after the withdrawal less the total RBA after the withdrawal to the total GBA before the withdrawal less the total RBA after the withdrawal; and

(b)	is each payment’s GBA before the withdrawal less that payment’s RBA after the withdrawal.

Remaining Benefit Amount (RBA): Each withdrawal you make reduces the amount that is guaranteed by this rider as future withdrawals. At any point in time, the RBA equals the amount of GBA that remains available for withdrawals for the remainder of the contract’s life, and total RBA is the sum of the individual RBAs associated with each purchase payment. The maximum RBA is $5,000,000.

The RBA is determined at the following times, calculated as described:

•	At contract issue — the RBA is equal to the initial purchase payment.

•	When you make additional purchase payments — each additional purchase payment has its own RBA initially set equal that payment’s GBA.

•	At step up — (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

•	When you make a partial withdrawal during the waiting period and after a step up — Any prior annual step ups will be reversed. Step up reversal means that the RBA associated with each purchase payment will be reset to the amount of that purchase payment. The step up reversal will only happen once during the waiting period, when the first partial withdrawal is made.

•	When you make a partial withdrawal at any time and the amount withdrawn is:

(a)	less than or equal to the total RBP — the total RBA is reduced by the amount of the withdrawal. If there have been multiple purchase payments, each payment’s RBA is reduced in proportion to its RBP.

(b)	is greater than the total RBP — RBA excess withdrawal processing will be applied to the RBA. Please note that if the partial withdrawal is made during the waiting period, the excess withdrawal processing is applied AFTER any previously applied annual step ups have been reversed.

 52  WELLS FARGO ADVANTAGE CHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

RBA EXCESS WITHDRAWAL PROCESSING
The total RBA will automatically be reset to the lesser of (a) the contract value immediately following the withdrawal, or (b) the total RBA immediately prior to the withdrawal, less the amount of the withdrawal.

If there have been multiple purchase payments, both the total RBA and each payment’s RBA will be reset. The total RBA will be reset according to the excess withdrawal processing described above. Each payment’s RBA will be reset in the following manner:

1.	The withdrawal amount up to the total RBP is taken out of each RBA bucket in proportion to its individual RBP at the time of the withdrawal; and

2.	The withdrawal amount above the total RBP and any amount determined by the excess withdrawal processing are taken out of each RBA bucket in proportion to its RBA at the time of the withdrawal.

Guaranteed Benefit Payment (GBP): At any time, the amount available for partial withdrawals in each contract year after the waiting period, until the RBA is reduced to zero, under the basic withdrawal benefit. At any point in time, each purchase payment has its own GBP, which is equal to the lesser of that payment’s RBA or 7% of that payment’s GBA, and the total GBP is the sum of the individual GBPs.

During the waiting period, the guaranteed annual withdrawal amount may be less than the GBP due to the limitations the waiting period imposes on your ability to utilize both annual step-ups and withdrawals (see “Waiting Period” heading above). The guaranteed annual withdrawal amount during the waiting period is equal to the value of the RBP at the beginning of the contract year.

The GBP is determined at the following times, calculated as described:

•	At contract issue — the GBP is established as 7% of the GBA value.

•	At each contract anniversary — each payment’s GBP is reset to the lesser of that payment’s RBA or 7% of that payment’s GBA value.

•	When you make additional purchase payments — each additional purchase payment has its own GBP equal to 7% of the purchase payment amount.

•	At step up — (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

•	When an individual RBA is reduced to zero — the GBP associated with that RBA will also be reset to zero.

•	When you make a partial withdrawal during the waiting period and after a step up — Any prior annual step ups will be reversed. Step up reversal means that the GBA and the RBA associated with each purchase payment will be reset to the amount of that purchase payment. Each payment’s GBP will be reset to 7% of that purchase payment. The step up reversal will only happen once during the waiting period, when the first partial withdrawal is made.

•	When you make a partial withdrawal at any time and the amount withdrawn is:

(a)	less than or equal to the total RBP — the GBP remains unchanged.

(b)	is greater than the total RBP — each payment’s GBP is reset to the lesser of that payment’s RBA or 7% of that payment’s GBA value, based on the RBA and GBA after the withdrawal. If the partial withdrawal is made during the waiting period, the excess withdrawal processing is applied AFTER any previously applied annual step ups have been reversed.

Remaining Benefit Payment (RBP): The amount available for partial withdrawals for the remainder of the contract year under the basic withdrawal benefit. At any point in time, the total RBP is the sum of the RBPs for each purchase payment. During the waiting period, when the guaranteed amount maybe less than the GBP, the value of the RBP at the beginning of the contract year will be that amount that is actually guaranteed each contract year.

The RBP is determined at the following times, calculated as described:

•	At the beginning of each contract year during the waiting period and prior to any withdrawal — the RBP for each purchase payment is set equal to that purchase payment multiplied by 7%.

•	At the beginning of any other contract year — the RBP for each purchase payment is set equal to that purchase payment’s GBP.

•	When you make additional purchase payments — each additional purchase payment has its own RBP equal to that payment’s GBP.

•	At step up — (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

•	At spousal continuation — (see “Spousal Option to Continue the Contract” heading below).

•	When an individual RBA is reduced to zero — the RBP associated with that RBA will also be reset to zero.

•	When you make any partial withdrawal — the total RBP is reset to equal the total RBP immediately prior to the partial withdrawal less the amount of the partial withdrawal, but not less than zero. If there have been multiple purchase payments,

WELLS FARGO ADVANTAGE CHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 53

each payment’s RBP is reduced proportionately. If you withdraw an amount greater than the RBP, GBA excess withdrawal processing and RBA excess withdrawal processing are applied and the amount available for future partial withdrawals for the remainder of the contract’s life may be reduced by more than the amount of withdrawal. When determining if a withdrawal will result in the excess withdrawal processing, the applicable RBP will not yet reflect the amount of the current withdrawal.

Covered Person: The person whose life is used to determine when the ALP is established, and the duration of the ALP payments. The Covered Person is the oldest contract owner or annuitant. The covered person may change during the contract’s life if there is a spousal continuation or a change of contract ownership. If the covered person changes, we recompute the benefits guaranteed by the rider, based on the life of the new covered person, which may reduce the amount of the lifetime withdrawal benefit.

Annual Lifetime Payment Attained Age (ALPAA): The covered person’s age after which time the lifetime benefit can be established. Currently, the lifetime benefit can be established on the later of the contract effective date or the contract anniversary date following the date the covered person reaches age 65.

Annual Lifetime Payment (ALP): Once established, the ALP at any time is the amount available for withdrawals in each contract year after the waiting period until the later of death (see “At Death” heading below), or the RBA is reduced to zero, under the lifetime withdrawal benefit. The maximum ALP is $300,000. Prior to establishment of the ALP, the lifetime withdrawal benefit is not in effect and the ALP is zero.

During the waiting period, the guaranteed annual lifetime withdrawal amount may be less than the ALP due to the limitations the waiting period imposes on your ability to utilize both annual step-ups and withdrawals (see “Waiting Period” heading above). The guaranteed annual lifetime withdrawal amount during the waiting period is equal to the value of the RALP at the beginning of the contract year.

The ALP is determined at the following times:

•	The later of the contract effective date or the contract anniversary date following the date the covered person reaches age 65 — the ALP is established as 6% of the total RBA.

•	When you make additional purchase payments — each additional purchase payment increases the ALP by 6% of the amount of the purchase payment.

•	At step ups — (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

•	At contract ownership change — (see “Spousal Option to Continue the Contract” and “Contract Ownership Change” headings below).

•	When you make a partial withdrawal during the waiting period and after a step up — Any prior annual step ups will be reversed. Step up reversal means that the ALP will be reset to equal total purchase payments multiplied by 6%. The step up reversal will only happen once during the waiting period, when the first partial withdrawal is made.

•	When you make a partial withdrawal at any time and the amount withdrawn is:

(a)	less than or equal to the RALP — the ALP remains unchanged.

(b)	is greater than the RALP — ALP excess withdrawal processing will be applied to the ALP. Please note that if the partial withdrawal is made during the waiting period, the excess withdrawal processing are applied AFTER any previously applied annual step ups have been reversed.

ALP EXCESS WITHDRAWAL PROCESSING
The ALP is reset to the lesser of the ALP immediately prior to the withdrawal, or 6% of the contract value immediately following the withdrawal.

Remaining Annual Lifetime Payment (RALP): The amount available for partial withdrawals for the remainder of the contract year under the lifetime withdrawal benefit. During the waiting period, when the guaranteed annual withdrawal amount may be less than the ALP, the value of the RALP at the beginning of the contract year will be the amount that is actually guaranteed each contract year. Prior to establishment of the ALP, the lifetime withdrawal benefit is not in effect and the RALP is zero.

The RALP is determined at the following times:

•	The later of the contract effective date or the contract anniversary date following the date the covered person reaches age 65, and:

(a)	During the waiting period and prior to any withdrawals — the RALP is established equal to 6% of purchase payments.

(b)	At any other time — the RALP is established equal to the ALP.

 54  WELLS FARGO ADVANTAGE CHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

•	At the beginning of each contract year during the waiting period and prior to any withdrawals — the RALP is set equal to the total purchase payments, multiplied by 6%.

•	At the beginning of any other contract year — the RALP is set equal to ALP.

•	At step ups — (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

•	When you make additional purchase payments — each additional purchase payment increases the RALP by 6% of the amount of the purchase payment.

•	When you make any partial withdrawal — the RALP equals the RALP immediately prior to the partial withdrawal less the amount of the partial withdrawal, but not less than zero. If you withdraw an amount greater than the RALP, ALP excess withdrawal processing is applied and the amount available for future partial withdrawals for the remainder of the contract’s life may be reduced by more than the amount of withdrawal. When determining if a withdrawal will result in excess withdrawal processing, the applicable RALP will not yet reflect the amount of the current withdrawal.

Required Minimum Distributions (RMD): If you are taking RMDs from this contract and the RMD calculated separately for this contract is greater than the RBP or the RALP on the most recent contract anniversary, the portion of the RMD that exceeds the RBP or RALP will not be subject to excess withdrawal processing provided that the following conditions are met:

•	The RMD is the life expectancy RMD for this contract alone, and

•	The RMD amount is based on the requirements of section 401(a)(9), related Code provisions and regulations thereunder that were in effect on the effective date of this rider.

RMD rules follow the calendar year which most likely does not coincide with your contract year and therefore may limit when you can take your RMD and not be subject to excess withdrawal processing.

Withdrawal amounts greater than the RBP or RALP on the contract anniversary date that do not meet these conditions will result in excess withdrawal processing as described above.

See Appendix G for additional information.

Step Up Date: The date any step up becomes effective, and depends on the type of step up being applied (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

Annual Step Up: Beginning with the first contract anniversary, an increase of the GBA, RBA, GBP, RBP, ALP, and/or RALP values may be available. A step up does not create contract value, guarantee the performance of any investment option, or provide a benefit that can be withdrawn or paid upon death. Rather, a step up determines the current values of the GBA, RBA, GBP, RBP, ALP, and RALP, and may extend the payment period or increase the allowable payment.

The annual step up is subject to the following rules:

•	The annual step up is available when the RBA or, if established, the ALP, would increase on the step up date.

•	Only one step up is allowed each contract year.

•	If you take any withdrawals during the waiting period, any previously applied step ups will be reversed and the Annual step up will not be available until the end of the waiting period.

•	If the application of the step up does not increase the rider charge, the annual step up will be automatically applied to your contract, and the step up date is the contract anniversary date.

•	If the application of the step up would increase the rider charge, the annual step up is not automatically applied. Instead, you have the option to step up for 30 days after the contract anniversary. If you exercise the elective annual step up option, you will pay the rider charge in effect on the step up date. If you wish to exercise the elective annual step up option, we must receive a request from you or your investment professional. The step up date is the date we receive your request to step up. If your request is received after the close of business, the step up date will be the next valuation day.

•	The ALP and RALP are not eligible for step ups until they are established. Prior to being established, the ALP and RALP values are both zero.

•	Please note it is possible for the ALP and RALP to step up even if the RBA or GBA do not step up and it is also possible for the RBA and GBA to step up even if the ALP and the RALP do not step up.

The annual step up resets the GBA, RBA, GBP, RBP, ALP and RALP values as follows:

•	The total RBA will be reset to the greater of the total RBA immediately prior to the step up date or the contract value on the step up date.

•	The total GBA will be reset to the greater of the total GBA immediately prior to the step up date or the contract value on the step up date.

•	The total GBP will be reset using the calculation as described above based on the increased GBA and RBA.

•	The total RBP will be reset as follows:

WELLS FARGO ADVANTAGE CHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 55

(a)	During the waiting period and prior to any withdrawals, the RBP will not be affected by the step up.

(b)	At any other time, the RBP will be reset as the increased GBP less all prior withdrawals made in the current contract year, but never less than zero.

•	The ALP will be reset to the greater of the ALP immediately prior to the step up date or 6% of the contract value on the step up date.

•	The RALP will be reset as follows:

(a)	During the waiting period and prior to any withdrawals, the RALP will not be affected by the step up.

(b)	At any other time, the RALP will be reset as the increased ALP less all prior withdrawals made in the current contract year, but never less than zero.

Spousal Option to Continue the Contract: If a surviving spouse elects to continue the contract, the Guarantor Withdrawal Benefit for Life rider also continues. When the spouse elects to continue the contract, any remaining waiting period is cancelled; the covered person will be re-determined and is the covered person referred to below; and the GBA, RBA, GBP, RBP, ALP and RALP values are affected as follows:

•	The GBA, RBA, and GBP values remain unchanged.

•	The RBP is automatically reset to the GBP less all prior withdrawals made in the current contract year, but not less than zero.

•	If the ALP has not yet been established and the new covered person has not yet reached age 65 as of the date of continuation — the ALP will be established on the contract anniversary following the date the covered person reaches age 65 as the lesser of the RBA or the contract anniversary value, multiplied by 6%. The RALP will be established on the same date equal to the ALP.

•	If the ALP has not yet been established but the new covered person is age 65 or older as of the date of continuation — the ALP will be established on the date of continuation as the lesser of the RBA or the contract value, multiplied by 6%. The RALP will be established on the same date in an amount equal to the ALP less all prior partial withdrawals made in the current contract year, but will never be less than zero.

•	If the ALP has been established but the new covered person has not yet reached age 65 as of the date of continuation — the ALP and RALP will be automatically reset to zero for the period of time beginning with the date of continuation and ending with the contract anniversary following the date the covered person reaches age 65. At the end of this time period, the ALP will be reset to the lesser of the RBA or the anniversary contract value, multiplied by 6%, and the RALP will be reset to equal the ALP.

•	If the ALP has been established and the new covered person is age 65 or older as of the date of continuation — the ALP will be automatically reset to the lesser of the current ALP or 6% of the contract value on the date of continuation. The RALP will be reset to equal to the ALP less all prior withdrawals made in the current contract year, but never less than zero.

Please note that the lifetime withdrawal benefit amount may be reduced as a result of the spousal continuation.

Spousal Continuation Step Up: If a surviving spouse elects to continue the contract, another elective step up option becomes available. To exercise the step up, the spouse or the spouse’s investment professional must submit a request within 30 days of the date of continuation. The step up date is the date we receive the spouse’s request to step up. If the request is received after the close of business, the step up date will be the next valuation day. The GBA, RBA, GBP, RBP, ALP and RALP will be reset in the same fashion as the annual step up.

The spousal continuation step up is subject to the following rules:

•	If the spousal continuation step up option is exercised and we have increased the charge for the rider, the spouse will pay the charge that is in effect on the step up date.

It is our current administrative practice to process the spousal continuation step up as described in the next paragraph; however, we reserve the right to discontinue our administrative practice and will give you 30 days’ written notice of any such change.

At the time of spousal continuation, a step-up may be available. All annual step-up rules (see “Annual Step-Up” heading above), other than those that apply to the waiting period, also apply to the spousal continuation step-up. If the spousal continuation step-up is processed automatically, the step-up date is the valuation date spousal continuation is effective. If not, the spouse must elect the step up and must do so within 30 days of the spousal continuation date. If the spouse elects the spousal continuation step up, the step-up date is the valuation date we receive the spouse’s written request to step-up if we receive the request by the close of business on that day, otherwise the next valuation date.

 56  WELLS FARGO ADVANTAGE CHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

If Contract Value Reduces to Zero: If the contract value reduces to zero and the total RBA remains greater than zero, you will be paid in the following scenarios:

1)	The ALP has not yet been established and the contract value is reduced to zero for any reason other than full withdrawal of the contract. In this scenario, you can choose to:

(a)	receive the remaining schedule of GBPs until the RBA equals zero; or

(b)	wait until the rider anniversary following the date the covered person reaches age 65, and then receive the ALP annually until the latter of (i) the death of the covered person, or (ii) the RBA is reduced to zero.

We will notify you of this option. If no election is made, the ALP will be paid.

2)	The ALP has been established and the contract value reduces to zero as a result of fees or charges, or a withdrawal that is less than or equal to both the RBP and the RALP. In this scenario, you can choose to receive:

(a)	the remaining schedule of GBPs until the RBA equals zero; or

(b)	the ALP annually until the latter of (i) the death of the covered person, or (ii) the RBA is reduced to zero.

We will notify you of this option. If no election is made, the ALP will be paid.

3)	The ALP has been established and the contract value falls to zero as a result of a withdrawal that is greater than the RALP but less than or equal to the RBP. In this scenario, the remaining schedule of GBPs will be paid until the RBA equals zero.

4)	The ALP has been established and the contract value falls to zero as a result of a partial withdrawal that is greater than the RBP but less than or equal to the RALP. In this scenario, the ALP will be paid annually until the death of the covered person.

Under any of these scenarios:

•	The annualized amounts will be paid to you in the frequency you elect. You may elect a frequency offered by us at the time payments begin. Available payment frequencies will be no less frequent than annually;

•	We will no longer accept additional purchase payments;

•	You will no longer be charged for the rider;

•	Any attached death benefit riders will terminate; and

•	The death benefit becomes the remaining payments, if any, until the RBA is reduced to zero.

The Guarantor Withdrawal Benefit for Life rider and the contract will terminate under either of the following two scenarios:

•	If the contract value falls to zero as a result of a withdrawal that is greater than both the RALP and the RBP. This is full withdrawal of the contract.

•	If the contract value falls to zero as a result of a withdrawal that is greater than the RALP but less than or equal to the RBP, and the total RBA is reduced to zero.

At Death: If the contract value is greater than zero, then the Guarantor Withdrawal Benefit for Life rider will terminate when the death benefit becomes payable (see “Benefits in Case of Death”). The beneficiary may elect to take the death benefit as a lump sum under the terms of the contract (see “Benefits in Case of Death”) or the annuity payout option (see “Guaranteed Withdrawal Benefit Annuity Payout Option” heading below).

If the contract value equals zero and the death benefit becomes payable, the following will occur:

•	If the RBA is greater than zero and the owner has been receiving the GBP each year, the GBP will continue to be paid to the beneficiary until the RBA equals zero.

•	If the covered person dies and the RBA is greater than zero and the owner has been receiving the ALP each year, the ALP will continue to be paid to the beneficiary until the RBA equals zero.

•	If the covered person is still alive and the RBA is greater than zero and the owner has been receiving the ALP each year, the ALP will continue to be paid to the beneficiary until the later of the death of the covered person or the RBA equals zero.

•	If the covered person is still alive and the RBA equals zero and the owner has been receiving the ALP each year, the ALP will continue to be paid to the beneficiary until the death of the covered person.

•	If the covered person dies and the RBA equals zero, the benefit terminates. No further payments will be made.

Contract Ownership Change: If the contract changes ownership (see “Changing Ownership”), the covered person will be redetermined and is the covered person referred to below. The GBA, RBA, GBP, RBP values will remain unchanged. The ALP and RALP will be reset as follows. Our current administrative practice is to only reset the ALP and RALP if the covered person changes due to the ownership change.

•	If the ALP has not yet been established and the new covered person has not yet reached age 65 as of the ownership change date — the ALP and the RALP will be established on the anniversary contract anniversary following the date the covered person

WELLS FARGO ADVANTAGE CHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 57

reaches age 65. The ALP will be set equal to the lesser of the RBA or the contract value, multiplied by 6%. If the anniversary date occurs during the waiting period and prior to a withdrawal, the RALP will be set equal to the lesser of the ALP or total purchase payments multiplied by 6%. If the anniversary date occurs at any other time, the RALP will be set equal to the ALP.

•	If the ALP has not yet been established but the new covered person is age 65 or older as of the ownership change date — the ALP and the RALP will be established on the ownership change date. The ALP will be set equal to the lesser of the RBA or the contract value, multiplied by 6%. If the ownership change date occurs during the waiting period and prior to a withdrawal, the RALP will be set equal to the lesser of the ALP or total purchase payments multiplied by 6%. If the ownership change date occurs at any other time, the RALP will be set equal to the ALP less all prior withdrawals made in the current contract year but not less than zero.

•	If the ALP has been established but the new covered person has not yet reached age 65 as of the ownership change date — the ALP and the RALP will be reset to zero for the period of time beginning with the ownership change date and ending with the contract anniversary following the date the covered person reaches age 65. At the end of this time period, the ALP will be reset to the lesser of the RBA or the anniversary contract value, multiplied by 6%. If the time period ends during the waiting period and prior to any withdrawals, the RALP will be reset to equal the lesser of the ALP or total purchase payments multiplied by 6%. If the time period ends at any other time, the RALP will be reset to equal the ALP.

•	If the ALP has been established and the new covered person is age 65 or older as of the ownership change date — the ALP and the RALP will be reset on the ownership change date. The ALP will be reset to the lesser of the current ALP or 6% of the contract value. If the ownership change date occurs during the waiting period and prior to a withdrawal, the RALP will be reset to the lesser of the ALP or total purchase payments multiplied by 6%. If the ownership change date occurs at any other time, the RALP will be reset to equal the ALP less all prior withdrawals made in the current contract year but not less than zero.

Please note that the lifetime withdrawal benefit amount may be reduced as a result of the ownership change.

Guaranteed Withdrawal Benefit Annuity Payout Option: Several annuity payout plans are available under the contract. In addition to these annuity payout plans, a fixed annuity payout option is available under the Guarantor Withdrawal Benefit for Life rider.

Under this option the amount payable each year will be equal to the remaining schedule of GBPs, but the total amount paid over the life of the annuity will not exceed the current total RBA at the time you begin this fixed annuity payout option. These annualized amounts will be paid in the frequency that you elect. The frequencies will be among those offered by us at that time but will be no less frequent than annually. If, at the death of the owner, total payouts have been made for less than the RBA, the remaining payouts will be paid to the beneficiary (see “The Annuity Payout Period” and “Taxes”).

This option may not be available if the contract is issued to qualify under Section 403 or 408 of the Code, as amended. For such contracts, this option will be available only if the guaranteed payment period is less than the life expectancy of the owner at the time the option becomes effective. Such life expectancy will be computed under the mortality table we then use to determine current life annuity purchase rates under the contract to which this rider is attached.

This annuity payout option may also be elected by the beneficiary of a contract as a settlement option. Whenever multiple beneficiaries are designated under the contract, each such beneficiary’s share of the proceeds if they elect this option will be in proportion to their applicable designated beneficiary percentage. Beneficiaries of nonqualified contracts may elect this settlement option subject to the distribution requirements of the contract. We reserve the right to adjust the future schedule of GBPs if necessary to comply with the Code.

RIDER TERMINATION
The Guarantor Withdrawal Benefit for Life rider cannot be terminated either by you or us except as follows:

1.	Annuity payouts under an annuity payout plan will terminate the rider.

2.	Termination of the contract for any reason will terminate the rider.

GUARANTOR WITHDRAWAL BENEFIT RIDER
The Guarantor Withdrawal Benefit rider is an optional benefit that you may select for an additional annual charge if:

•	your contract application was signed on or after May 1, 2006(1),(2) in those states where the Guarantor Withdrawal Benefit for Life rider is not available(3);

•	you and the annuitant are 79 or younger on the date the contract is issued.

(1)	The Guarantor Withdrawal Benefit rider is not available under an inherited qualified annuity.
(2)	The disclosures in this section also apply to contract owners who purchased this rider on or after April 29, 2005. In previous disclosures, we have referred to this rider as Rider A. We also offered an earlier version of this rider, previously referred to as Rider B. See Appendix H for information regarding Rider B which is no longer offered. See the rider attached to your contract for the actual terms of the benefit you purchased.
(3)	Ask your investment professional if this rider is available in your state.

 58  WELLS FARGO ADVANTAGE CHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

You must elect the Guarantor Withdrawal Benefit rider when you purchase your contract (original rider). This benefit may not be available in your state. The original rider you receive at contract issue offers an elective annual step-up and any withdrawal after a step up during the first three years is considered an excess withdrawal, as described below. The rider effective date of the original rider is the contract issue date.

We will offer you the option of replacing the original rider with a new Guarantor Withdrawal Benefit (enhanced rider), if available in your state. The enhanced rider offers an automatic annual step-up and a withdrawal after a step up during the first three years is not necessarily an excess withdrawal, as described below. The effective date of the enhanced rider will be the contract issue date except for the automatic step-up which will apply to contract anniversaries that occur after you accept the enhanced rider. The descriptions below apply to both the original and enhanced riders unless otherwise noted.

The Guarantor Withdrawal Benefit initially provides a guaranteed minimum withdrawal benefit that gives you the right to take limited partial withdrawals in each contract year that over time will total an amount equal to your purchase payments. Certain withdrawals and step ups, as described below, can cause the initial guaranteed withdrawal benefit to change. The guarantee remains in effect if your partial withdrawals in a contract year do not exceed the allowed amount. As long as your withdrawals in each contract year do not exceed the allowed amount, you will not be assessed a withdrawal charge. Under the original rider, the allowed amount is the Guaranteed Benefit Payment (GBP — the amount you may withdraw under the terms of the rider in each contract year, subject to certain restrictions prior to the third contract anniversary, as described below). Under the enhanced rider, the allowed amount is equal to 7% of purchase payments for the first three years, and the GBP in all other years.

If you withdraw an amount greater than the allowed amount in a contract year, we call this an “excess withdrawal” under the rider. If you make an excess withdrawal under the rider:

•	withdrawal charges, if applicable, will apply only to the amount of the withdrawal that exceeds the allowed amount;

•	the guaranteed benefit amount will be adjusted as described below; and

•	the remaining benefit amount will be adjusted as described below.

For a partial withdrawal that is subject to a withdrawal charge, the amount we actually deduct from your contract value will be the amount you request plus any applicable withdrawal charge (see “Charges — Withdrawal Charge”). Market value adjustments, if applicable, will also be made (see “Guarantee Period Accounts (GPAs) — Market Value Adjustment”). We pay you the amount you request. Any partial withdrawals you take under the contract will reduce the value of the death benefit (see “Benefits in Case of Death”). Upon full withdrawal of the contract, you will receive the remaining contract value less any applicable charges (see “Withdrawals”).

Once elected, the Guarantor Withdrawal Benefit rider may not be cancelled and the fee will continue to be deducted until the contract is terminated, the contract value reduces to zero (described below) or annuity payouts begin. If you select the Guarantor Withdrawal Benefit rider, you may not select an Income Assurer Benefit rider or the Accumulation Protector Benefit rider. If you exercise the annual step up election (see “Elective Step Up” and “Annual Step Up” below), the special spousal continuation step up election (see “Spousal Continuation and Special Spousal Continuation Step Up” below) or change your PN program investment option, the rider charge may change (see “Charges”).

You should consider whether the Guarantor Withdrawal Benefit is appropriate for you because:

•	Use of Portfolio Navigator Program Required: You must participate in the Portfolio Navigator program if you purchase a contract on or after May 1, 2006 with this rider (see “Making the Most of Your Contract — Portfolio Navigator Program”). If you selected this Guarantor Withdrawal Benefit rider before May 1, 2006, you must participate in the asset allocation program (see “Making the Most of Your Contract — Asset Allocation Program”), however, you may have elected to participate in the Portfolio Navigator program after May 1, 2006. The Portfolio Navigator program and the asset allocation program limit your choice of investments. This means you will not be able to allocate contract value to all of the subaccounts, GPAs or the one-year fixed account that are available under the contract to contract owners who do not elect this rider. (See “Making the Most of Your Contract — Asset Allocation Program and Portfolio Navigator Program.”). You may make qualifying purchase payments to the DCA fixed account, when available, and we will make monthly transfers into the PN program investment option you have chosen.

•	Tax Considerations for Non-Qualified Annuities: Withdrawals are taxable income to the extent of earnings. Withdrawals before age 59 1/2 may also incur a 10% IRS early withdrawal penalty;

•	Tax Considerations for Qualified Annuities: Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract (see “Taxes — Qualified Annuities — Required Minimum Distributions”). If you have a qualified annuity, you may need to take an RMD. If you make a withdrawal in any contract year to satisfy an RMD, this may constitute an excess withdrawal, as defined below, and the excess withdrawal procedures described below will apply. Under the terms of the enhanced rider, we allow you to satisfy the RMD based on the life expectancy RMD for your contract and the requirements of the Code and regulations in effect when you purchase your

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contract, without the withdrawal being treated as an excess withdrawal. It is our current administrative practice to make the same accommodation under the original rider, however, we reserve the right to discontinue our administrative practice and will give you 30 days’ written notice of any such change. See Appendix I for additional information. RMD rules follow the calendar year which most likely does not coincide with your contract year and therefore may limit when you can take your RMD and not be subject to excess withdrawal processing. You should consult your tax advisor before you select this optional rider if you have any questions about the use of this rider in your tax situation;

•	Limitations on TSAs: Your right to take withdrawals is restricted if your contract is a TSA (see “TSA — Special Provisions”).

•	Limitations on Purchase Payments: We reserve the right to limit the cumulative amount of purchase payments.

•	Interaction with the Total Free Amount (TFA) contract provision: The TFA is the amount you are allowed to withdraw in each contract year without incurring a withdrawal charge (see “Charges — Withdrawal Charge”). The TFA may be greater than GBP under this rider. Any amount you withdraw in a contract year under the contract’s TFA provision that exceeds the GBP is subject to the excess withdrawal procedures for the GBA and RBA described below.

The terms “Guaranteed Benefit Amount” and “Remaining Benefit Amount” are described below. Each is used in the operation of the GBP, the RBP, the elective step up, the annual step up, the special spousal continuation step up and the Guarantor Withdrawal Benefit annuity payout option.

Guaranteed Benefit Amount
The Guaranteed Benefit Amount (GBA) is equal to the initial purchase payment, adjusted for subsequent purchase payments, partial withdrawals in excess of the GBP, and step ups. The maximum GBA is $5,000,000.

The GBA is determined at the following times:

•	At contract issue — the GBA is equal to the initial purchase payment;

•	When you make additional purchase payments — each additional purchase payment has its own GBA equal to the amount of the purchase payment plus any purchase payment credit. The total GBA when an additional purchase payment is added is the sum of the individual GBAs immediately prior to the receipt of the additional purchase payment, plus the GBA associated with the additional purchase payment;

•	At step up — (see “Elective Step Up” and “Annual Step Up” headings below).

•	When you make a partial withdrawal:

a)	and all of your withdrawals in the current contract year, including the current withdrawal, are less than or equal to the GBP — the GBA remains unchanged. If the partial withdrawal is taken during the first three years, the GBA and the GBP are calculated after the reversal of any prior step ups;

b)	and all of your withdrawals in the current contract year, including the current withdrawal, are greater than the GBP — the following excess withdrawal procedure will be applied to the GBA. If the partial withdrawal is taken during the first three years, the GBA and the GBP are calculated after the reversal of any prior step ups;

c)	under the original rider in a contract year after a step up but before the third contract anniversary — the following excess withdrawal procedure will be applied to the GBA. If the partial withdrawal is taken during the first three years, the GBA and the GBP are calculated after the reversal of any prior step ups;

GBA EXCESS WITHDRAWAL PROCEDURE
The total GBA will automatically be reset to the lesser of (a) the total GBA immediately prior to the withdrawal; or (b) the contract value immediately following the withdrawal. If there have been multiple purchase payments, each payment’s GBA after the withdrawal will be reset to equal that payment’s RBA after the withdrawal plus (a) times (b), where:

(a)	is the ratio of the total GBA after the withdrawal less the total RBA after the withdrawal to the total GBA before the withdrawal less the total RBA after the withdrawal; and

(b)	is each payment’s GBA before the withdrawal less that payment’s RBA after the withdrawal.

Remaining Benefit Amount
The remaining benefit amount (RBA) at any point is the total guaranteed amount available for future partial withdrawals. The maximum RBA is $5,000,000.

The RBA is determined at the following times:

•	At contract issue — the RBA is equal to the initial purchase payment;

•	When you make additional purchase payments — each additional purchase payment has its own RBA equal to the amount of the purchase payment. The total RBA when an additional purchase payment is added is the sum of the individual RBAs immediately prior to the receipt of the additional purchase payment, plus the RBA associated with the additional payment;

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•	At step up — (see “Elective Step Up” and “Annual Step Up” headings below).

•	When you make a partial withdrawal:

a)	and all of your withdrawals in the current contract year, including the current withdrawal, are less than or equal to the GBP — the RBA becomes the RBA immediately prior to the partial withdrawal, less the partial withdrawal. Note that if the partial withdrawal is taken during the first three years, the RBA and the GBP are calculated after the reversal of any prior step ups;

b)	and all of your withdrawals in the current contract year, including the current withdrawal, are greater than the GBP — the following excess withdrawal procedure will be applied to the RBA. If the partial withdrawal is taken during the first three years, the RBA and the GBP are calculated after the reversal of any prior step ups;

c)	under the original rider after a step up but before the third contract anniversary — the following excess withdrawal procedure will be applied to the RBA. If the partial withdrawal is taken during the first three years, the RBA and the GBP are calculated after the reversal of any prior step ups.

RBA EXCESS WITHDRAWAL PROCEDURE
The RBA will automatically be reset to the lesser of (a) the contract value immediately following the withdrawal, or (b) the RBA immediately prior to the withdrawal, less the amount of the withdrawal.

If there have been multiple purchase payments, any reduction of the RBA will be taken out of each payment’s RBA in the following manner:

The withdrawal amount up to the remaining benefit payment (defined below) is taken out of each RBA bucket in proportion to its remaining benefit payment at the time of the withdrawal; and the withdrawal amount above the remaining benefit payment and any amount determined by the excess withdrawal procedure are taken out of each RBA bucket in proportion to its RBA at the time of the withdrawal.

Guaranteed Benefit Payment
Under the original rider, the GBP is the amount you may withdraw under the terms of the rider in each contract year, subject to certain restrictions prior to the third anniversary (see “Elective Step Up” above). The GBP is equal to 7% of the GBA.

Under the enhanced rider, the GBP is the withdrawal amount that you are entitled to take each contract year after the third anniversary until the RBA is depleted. The GBP is the lesser of (a) 7% of the GBA; or (b) the RBA.

Under both the original and enhanced riders, if you withdraw less than the GBP in a contract year, there is no carry over to the next contract year.

Remaining Benefit Payment
Under the original rider, at the beginning of each contract year, the remaining benefit payment (RBP) is set as the lesser of (a) the GBP, or (b) the RBA.

Under the enhanced rider, at the beginning of each contract year, during the first three years and prior to any withdrawal, the RBP for each purchase payment is set equal to that purchase payment, multiplied by 7%. At the beginning of any other contract year, each individual RBP is set equal to each individual GBP.

Each additional purchase payment has its own RBP established equal to that payment’s GBP. The total RBP is equal to the sum of the individual RBPs.

Whenever a partial withdrawal is made, the RBP equals the RBP immediately prior to the partial withdrawal less the amount of the partial withdrawal, but not less than zero.

Elective Step Up (under the original rider only)
You have the option to increase the RBA, the GBA, the GBP and the RBP beginning with the first contract anniversary. An annual elective step up option is available for 30 days after the contract anniversary. The elective step up option allows you to step up the remaining benefit amount and guaranteed benefit amount to the contract value on the valuation date we receive your written request to step up.

The elective step up is subject to the following rules:

•	If you do not take any withdrawals during the first three contract years, you may step up annually beginning with the first contract anniversary;

•	If you take any withdrawals during the first three contract years, the annual elective step up will not be available until the third contract anniversary;

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•	If you step up but then take a withdrawal prior to the third contract anniversary, you will lose any prior step ups and the withdrawal will be considered an excess withdrawal subject to the GBA and RBA excess withdrawal procedures discussed under the “Guaranteed Benefit Amount” and “Remaining Benefit Amount” headings above; and

•	You may take withdrawals on or after the third contract anniversary without reversal of previous step ups.

You may only step up if your contract value on the valuation date we receive your written request to step up is greater than the RBA. The elective step up will be determined as follows:

•	The effective date of the elective step up is the valuation date we receive your written request to step up.

•	The RBA will be increased to an amount equal to the contract value on the valuation date we receive your written request to step up.

•	The GBA will be increased to an amount equal to the greater of (a) the GBA immediately prior to the elective step up; or (b) the contract value on the valuation date we receive your written request to step up.

•	The GBP will be increased to an amount equal to the greater of (a) the GBP immediately prior to the elective step up; or (b) 7% of the GBA after the elective step up.

•	The RBP will be increased to the lesser of (a) the RBA after the elective step up; or (b) the GBP after the elective step up less any withdrawals made during that contract year.

You may elect a step up only once each contract year within 30 days after the contract anniversary. Once a step up has been elected, another step up may not be elected until the next contract anniversary.

Annual Step Up (under the enhanced rider only)
Beginning with the first contract anniversary after you accept the enhanced rider, an increase of the RBA, the GBA, the GBP and the RBP may be available. A step up does not create contract value, guarantee performance of any investment options, or provide a benefit that can be withdrawn or paid upon death. Rather, a step up determines the current values of the GBA, RBA, GBP, and RBP, and may extend the payment period or increase allowable payment.

•	The annual step up is subject to the following rules:

•	The annual step up is available when the RBA would increase on the step up date. The applicable step up date depends on whether the annual step up is applied on an automatic or elective basis.

•	If the application of the step does not increase the rider charge, the annual step up will be automatically applied to your contract and the step up date is the contract anniversary date.

•	If the application of the step up would increase the rider charge, the annual step up is not automatically applied. Instead, you have the option to step up for 30 days after the contract anniversary. If you exercise the elective annual step up option, you will pay the rider charge in effect on the step up date. If you wish to exercise the elective annual step up option, we must receive a request from you or your investment professional. The step up date is the date we receive your request to step up. If your request is received after the close of business, the step up date will be the next valuation day.

•	Only one step up is allowed each contract year.

•	If you take any withdrawals during the first three contract years, any previously applied step ups will be reversed and the annual step up will not be available until the third contract anniversary;

•	You may take withdrawals on or after the third contract anniversary without reversal of previous step ups.

The annual step up will be determined as follows:

•	The RBA will be increased to an amount equal to the contract value on the step up date.

•	The GBA will be increased to an amount equal to the greater of (a) the GBA immediately prior to the annual step up; or (b) the contract value on the step up date.

•	The GBP will be calculated as described earlier, but based on the increased GBA and RBA.

•	The RBP will be reset as follows:

(a)	Prior to any withdrawals during the first three years, the RBP will not be affected by the step up.

(b)	At any other time, the RBP will be reset as the increased GBP less all prior withdrawals made during the current contract year, but never less than zero.

Spousal Continuation and Special Spousal Continuation Step Up
If a surviving spouse elects to continue the contract, this rider also continues. The spousal continuation step up is in addition to the elective step up or the annual step up. When a spouse elects to continue the contract, any rider feature processing particular to the first three years of the contract as described in this prospectus no longer applies. The GBA, RBA and GBP values remain unchanged. The RBP is automatically reset to the GBP less all prior withdrawals made in the current contract year, but not less than zero.

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A surviving spouse may elect a spousal continuation step up by written request within 30 days following the spouse’s election to continue the contract. This step up may be made even if withdrawals have been taken under the contract during the first three years. Under this step up, the RBA will be reset to the greater of the RBA or the contract value on the valuation date we receive the spouse’s written request to step up; the GBA will be reset to the greater of the GBA or the contract value on the same valuation date. If a spousal continuation step up is elected and we have increased the charge for the rider for new contract owners, the spouse will pay the charge that is in effect on the valuation date we receive the written request to step up.

It is our current administrative practice to process the spousal continuation step up as described in the next paragraph; however, we reserve the right to discontinue our administrative practice and will give you 30 days’ written notice of any such change.

At the time of spousal continuation, a step-up may be available. All annual step-up rules (see “Annual Step-Up” heading above), other than those that apply to the waiting period, also apply to the spousal continuation step-up. If the spousal continuation step-up is processed automatically, the step-up date is the valuation date spousal continuation is effective. If not, the spouse must elect the step up and must do so within 30 days of the spousal continuation date. If the spouse elects the spousal continuation step up, the step-up date is the valuation date we receive the spouse’s written request to step-up if we receive the request by the close of business on that day, otherwise the next valuation date.

Guaranteed Withdrawal Benefit Annuity Payout Option
Several annuity payout plans are available under the contract. As an alternative to these annuity payout plans, a fixed annuity payout option is available under the Guarantorsm Withdrawal Benefit.

Under this option the amount payable each year will be equal to the remaining schedule of GBPs, but the total amount paid over the life of the annuity will not exceed the current total RBA at the time you begin this fixed annuity option. These annualized amounts will be paid in the frequency that you elect. The frequencies will be among those offered by us at that time but will be no less frequent than annually. If, at the death of the owner, total payments have been made for less than the RBA, the remaining payments will be paid to the beneficiary (see “The Annuity Payout Period” and “Taxes”).

This annuity payout option may also be elected by the beneficiary of a contract as a settlement option. Whenever multiple beneficiaries are designated under the contract, each such beneficiary’s share of the proceeds if they elect this option will be in proportion to their applicable designated beneficiary percentage. Beneficiaries of nonqualified contracts may elect this settlement option subject to the distribution requirements of the contract. We reserve the right to adjust the remaining schedule of GBPs if necessary to comply with the Code.

If Contract Value Reduces to Zero
If the contract value reduces to zero and the RBA remains greater than zero, the following will occur:

•	you will be paid according to the annuity payout option described above;

•	we will no longer accept additional purchase payments;

•	you will no longer be charged for the rider;

•	any attached death benefit riders will terminate; and

•	the death benefit becomes the remaining payments under the annuity payout option described above.

If the contract value falls to zero and the RBA is depleted, the Guarantor Withdrawal Benefit rider and the contract will terminate.

For an example, see Appendix J.

INCOME ASSURER BENEFIT RIDERS
There are three optional Income Assurer Benefit riders available under your contract:

•	Income Assurer Benefit – MAV;

•	Income Assurer Benefit – 5% Accumulation Benefit Base; or

•	Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base.

The Income Assurer Benefit riders are intended to provide you with a guaranteed minimum income regardless of the volatility inherent in the investments in the subaccounts. The riders benchmark the contract growth at each anniversary against several comparison values and set the guaranteed income benefit base (described below) equal to the largest value. The guaranteed income benefit base, less any applicable premium tax, is the value we apply to the guaranteed annuity purchase rates stated in Table B of the contract to calculate the minimum annuity payouts you will receive if you exercise the rider. If the guaranteed income benefit base is greater than the contract value, the guaranteed income benefit base may provide a higher annuity payout level than is otherwise available. However, the riders use guaranteed annuity purchase rates which may result in annuity payouts that are less than those using the annuity purchase rates that we may apply at annuitization under the standard

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contract provisions. Therefore, the level of income provided by the riders may be less than the contract otherwise provides. If the annuity payouts through the standard contract provisions are more favorable than the payouts available through the riders, you will receive the higher standard payout option. The guaranteed income benefit base does not create contract value or guarantee the performance of any investment option.

The general information in this section applies to each Income Assurer Benefit rider. This section is followed by a description of each specific Income Assurer Benefit rider and how it is calculated.

You should consider whether an Income Assurer Benefit rider is appropriate for you because:

•	you must participate in the Portfolio Navigator program if you purchase a contract on or after May 1, 2006 with this rider (see “Making the Most of Your Contract — Portfolio Navigator Program”). If you selected this rider before May 1, 2006, you must participate in the asset allocation program (see “Making the Most of Your Contract — Asset Allocation Program”), however, you may elect to participate in the Portfolio Navigator program after May 1, 2006. The Portfolio Navigator program and the asset allocation program limit your choice of investments. This means you will not be able to allocate contract value to all of the subaccounts, GPAs or the one-year fixed account that are available under the contract to other contract owners who do not elect this rider. (See “Making the Most of Your Contract — Asset Allocation Program” and “Portfolio Navigator Program.”);

•	if you are purchasing the contract as a qualified annuity, such as an IRA, you are planning to begin annuity payouts after the date on which minimum distributions required by the Code must begin, you should consider whether an Income Assurer Benefit is appropriate for you (see “Taxes — Qualified Annuities — Required Minimum Distributions”). Partial withdrawals you take from the contract, including those used to satisfy RMDs will reduce the guaranteed income benefit base (defined below), which in turn may reduce or eliminate the amount of any annuity payouts available under the rider. Consult a tax advisor before you purchase any Income Assurer Benefit rider with a qualified annuity;

•	you must hold the Income Assurer Benefit for 10 years unless you elect to terminate the rider within 30 days following the first anniversary after the effective date of the rider;

•	you can only exercise the Income Assurer Benefit within 30 days after a contract anniversary following the expiration of the 10-year waiting period;

•	the 10-year waiting period may be restarted if you elect to change the PN program investment option to one that causes the rider charge to increase (see “Charges — Income Assurer Benefit”); and

•	the Income Assurer Benefit rider terminates* on the contract anniversary after the annuitant’s 86th birthday.

*	The rider and annual fee terminate on the contract anniversary after the annuitant’s 86th birthday, however, if you exercise the Income Assurer Benefit rider before this time, your benefits will continue according to the annuity payout plan you have selected.

If the Income Assurer Benefit rider is available in your state and the annuitant is 75 or younger at contract issue, you may choose this optional benefit at the time you purchase your contract for an additional charge. The amount of the charge is determined by the Income Assurer Benefit rider you select (see “Charges — Income Assurer Benefit Rider Fee”). The effective date of the rider will be the contract issue date. The Accumulation Protector Benefit, the Guarantor Withdrawal Benefit for Life and the Guarantor Withdrawal Benefit riders are not available with any Income Assurer Benefit rider. If the annuitant is between age 73 and age 75 at contract issue, you should consider whether a Income Assurer Benefit rider is appropriate for your situation because of the 10-year waiting period requirement. Be sure to discuss with your investment professional whether an Income Assurer Benefit rider is appropriate for your situation.

Here are some general terms that are used to describe the Income Assurer Benefit riders in the sections below:
Guaranteed Income Benefit Base: The guaranteed income benefit base is the value that will be used to determine minimum annuity payouts when the rider is exercised. It is an amount we calculate, depending on the Income Assurer Benefit rider you choose, that establishes a benefit floor. When the benefit floor amount is greater than the contract value, there may be a higher annuitization payout than if you annuitized your contract without the Income Assurer Benefit. Your annuitization payout will never be less than that provided by your contract value.

Excluded Investment Options: These investment options are listed in your contract under Contract Data and will include the Columbia Variable Portfolio – Cash Management Fund and, if available under your contract, GPAs and one-year fixed account. Excluded investment options are not used in the calculation of this riders’ variable account floor for the Income Assurer Benefit – 5% Accumulation Benefit Base and the Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base.

Excluded Payments: These are purchase payments paid in the last five years before exercise of the benefit which we reserve the right to exclude from the calculation of the guaranteed income benefit base.

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Proportionate Adjustments for Partial Withdrawals: These are calculated as the product of (a) times (b) where:

(a)	is the ratio of the amount of the partial withdrawal (including any withdrawal charges or MVA) to the contract value on the date of (but prior to) the partial withdrawal; and

(b)	is the benefit on the date of (but prior to) the partial withdrawal.

Protected Investment Options: All investment options available under this contract that are not defined as Excluded investment options under contract data are known as protected investment options for purposes of this rider and are used in the calculation of the variable account floor for the Income Assurer Benefit – 5% Accumulation Benefit Base and the Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base.

Waiting Period: This rider can only be exercised after the expiration of a 10-year waiting period. We reserve the right to restart the waiting period if you elect to change your PN program investment option to one that causes the rider charge to increase.

The following are general provisions that apply to each Income Assurer Benefit:

Exercising the Rider
Rider exercise conditions are:

•	you may only exercise the Income Assurer Benefit rider within 30 days after any contract anniversary following the expiration of the waiting period;

•	the annuitant on the retirement date must be between 50 to 86 years old; and

•	you can only take an annuity payment in one of the following annuity payout plans:

Plan A —	Life Annuity – No Refund;

Plan B —	Life Annuity with Ten or Twenty Years Certain;

Plan D —	Joint and Last Survivor Life Annuity – No Refund;

—	Joint and Last Survivor Life Annuity with Twenty Years Certain; or

Plan E —	Twenty Years Certain.

After the expiration of the waiting period, the Income Assurer Benefit rider guarantees a minimum amount of fixed annuity lifetime income during annuitization or the option of variable annuity payouts with a guaranteed minimum initial payment or a combination of the two options.

If your contract value falls to zero as the result of adverse market performance or the deduction of fees and/or charges at any time, the contract and all its riders, including this rider, will terminate without value and no benefits will be paid on account of such termination. Exception: if you are still living, and the annuitant is between 50 and 86 years old, an amount equal to the guaranteed income benefit base will be paid to you under the annuity payout plan and frequency that you select, based upon the fixed or variable annuity payouts described above. The guaranteed income benefit base will be calculated and annuitization will occur at the following times.

•	If the contract value falls to zero during the waiting period, the guaranteed income benefit base will be calculated and annuitization will occur on the valuation date after the expiration of the waiting period, or when the annuitant attains age 50 if later.

•	If the contract value falls to zero after the waiting period, the guaranteed income benefit base will be calculated and annuitization will occur immediately, or when the annuitant attains age 50 if later.

Fixed annuity payouts under this rider will occur at the guaranteed annuity purchase rates based on the “2000 Individual Annuitant Mortality Table A” with 100% Projection Scale G and a 2.0% interest rate, for contracts purchased on or after May 1, 2006 and if available in your state(1). These are the same rates used in Table B of the contract (see “The Annuity Payout Period — Annuity Tables”). Your annuity payouts remain fixed for the lifetime of the annuity payout period.

(1)	For all other contracts, the guaranteed annuity purchase rates are based on the “1983 Individual Annuitant Mortality Table A” with 100% Projection Scale and a 2.0% interest rate.

First year variable annuity payouts are calculated in the same manner as fixed annuity payouts. Once calculated, your variable annuity payouts remain unchanged for the first year. After the first year, subsequent annuity payouts are variable and depend on the performance of the subaccounts you select. Variable annuity payouts after the first year are calculated using the following formula:

Pt-1 (1 + i) 1.05	= Pt

Pt-1	= prior annuity payout
Pt	= current annuity payout
i	= annualized subaccount performance

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Each subsequent variable annuity payout could be more or less than the previous variable annuity payout if the subaccount investment performance is greater or less than the 5% assumed investment rate. If your subaccount performance equals 5%, your variable annuity payout will be unchanged from the previous variable annuity payout. If your subaccount performance is in excess of 5%, your variable annuity payout will increase from the previous variable annuity payout. If your subaccount investment performance is less than 5%, your variable annuity payout will decrease from the previous variable annuity payout.

Terminating the Rider
Rider termination conditions are:

•	you may terminate the rider within 30 days following the first anniversary after the effective date of the rider;

•	you may terminate the rider any time after the expiration of the waiting period;

•	the rider will terminate on the date you make a full withdrawal from the contract, or annuitization begins, or on the date that a death benefit is payable; and

•	the rider will terminate* 30 days following the contract anniversary after the annuitant’s 86th birthday.

*	The rider and annual fee terminate 30 days following the contract anniversary after the annuitant’s 86th birthday, however, if you exercise the Income Assurer Benefit rider before this time, your benefits will continue according to the annuity payout plan you have selected.

You may select one of the Income Assurer Benefit riders described below:

Income Assurer Benefit – MAV

The guaranteed income benefit base for the Income Assurer Benefit – MAV is the greater of these three values:

1.	contract value; or

2.	the total purchase payments made to the contract minus proportionate adjustments for partial withdrawals; or

3.	the maximum anniversary value.

Maximum Anniversary Value (MAV) – is zero prior to the first contract anniversary after the effective date of the rider. On the first contract anniversary after the effective date of the rider, we set the MAV as the greater of these two values:

(a)	current contract value; or

(b)	total payments made to the contract minus proportionate adjustments for partial withdrawals.

Thereafter, we increase the MAV by any additional purchase payments and reduce the MAV by proportionate adjustments for partial withdrawals. Every contract anniversary after that prior to the earlier of your or the annuitant’s 81st birthday, we compare the MAV to the current contract value and we reset the MAV to the higher amount.

If we exercise our right to not reflect excluded payments in the calculation of the guaranteed income benefit base, we will calculate the guaranteed income benefit base as the greatest of these three values:

1.	contract value less the market value adjusted excluded payments; or

2.	total purchase payments, less excluded payments, less proportionate adjustments for partial withdrawals; or

3.	the MAV, less market value adjusted excluded payments.

Market Value Adjusted Excluded Payments are calculated as the sum of each excluded purchase payment multiplied by the ratio of the current contract value over the estimated contract value on the anniversary prior to such purchase payment. The estimated contract value at such anniversary is calculated by assuming that payments, and partial withdrawals occurring in a contract year take place at the beginning of the year for that anniversary and every year after that to the current contract year.

Income Assurer Benefit – 5% Accumulation Benefit Base

The guaranteed income benefit base for the Income Assurer Benefit – 5% Accumulation Benefit Base is the greater of these three values:

1.	contract value; or

2.	the total purchase payments made to the contract minus proportionate adjustments for partial withdrawals; or

3.	the 5% variable account floor.

5% Variable Account Floor – is equal to the contract value in the excluded investment options plus the variable account floor. The Income Assurer Benefit 5% variable account floor is calculated differently and is not the same value as the death benefit 5% variable account floor.

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The variable account floor is zero from the effective date of this rider and until the first contract anniversary after the effective date of this rider. On the first contract anniversary after the effective date of this rider the variable account floor is:

•	the total purchase payments made to the protected investment options minus adjusted partial withdrawals and transfers from the protected investment options; plus

•	an amount equal to 5% of your initial purchase payment allocated to the protected investment options.

On any day after the first contract anniversary following the effective date of this rider, when you allocate additional purchase payments to or withdraw or transfer amounts from the protected investment options, we adjust the variable account floor by adding the additional purchase payment and subtracting adjusted withdrawals and adjusted transfers. On each subsequent contract anniversary after the first anniversary of the effective date of this rider, prior to the earlier of your or the annuitant’s 81st birthday, we increase the variable account floor by adding the amount (“roll-up amount”) equal to 5% of the prior contract anniversary’s variable account floor.

The amount of purchase payments withdrawn from or transferred between the excluded investment options and the protected investment options is calculated as (a) times (b) where:

(a)	is the amount of purchase payments in the investment options being withdrawn or transferred on the date of but prior to the current withdrawal or transfer; and

(b)	is the ratio of the amount of the transfer or withdrawal to the value in the investment options being withdrawn or transferred on the date of (but prior to) the current withdrawal or transfer.

The roll-up amount prior to the first anniversary is zero. Also, the roll-up amount on every anniversary after the earlier of your or the annuitant’s 81st birthday is zero.

Adjusted withdrawals and adjusted transfers for the variable account floor are equal to the amount of the withdrawal or transfer from the protected investment options as long as the sum of the withdrawals and transfers from the protected investment options in a contract year do not exceed the roll-up amount from the prior contract anniversary.

If the current withdrawal or transfer from the protected investment options plus the sum of all prior withdrawals and transfers made from the protected investment options in the current policy year exceeds the roll-up amount from the prior contract anniversary we will calculate the adjusted withdrawal or adjusted transfer for the variable account floor as the result of (a) plus [(b) times (c)] where:

(a)	is the roll-up amount from the prior contract anniversary less the sum of any withdrawals and transfers made from the protected investment options in the current policy year but prior to the current withdrawal or transfer. However, (a) can not be less than zero; and

(b)	is the variable account floor on the date of (but prior to) the current withdrawal or transfer from the protected investment options less the value from (a); and

(c)	is the ratio of [the amount of the current withdrawal (including any withdrawal charges or MVA) or transfer from the protected investment options less the value from (a)] to [the total in the protected investment options on the date of (but prior to) the current withdrawal or transfer from the protected investment options less the value from (a)].

This method is greater than a dollar-for-dollar reduction, and could potentially deplete the maximum benefit faster than the dollar-for-dollar reduction.

If we exercise our right to not reflect excluded payments in the calculation of the guaranteed income benefit base, we will calculate the guaranteed income benefit base as the greatest of these three values:

1.	contract value less the market value adjusted excluded payments (described above); or

2.	total purchase payments, less excluded payments, less proportionate adjustments for partial withdrawals; or

3.	the 5% variable account floor, less 5% adjusted excluded payments.

5% Adjusted Excluded Payments are calculated as the sum of each excluded payment accumulated at 5% for the number of full contract years they have been in the contract.

Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base

The guaranteed income benefit base for the Income Assurer Benefit — Greater of MAV or 5% Accumulation Benefit Base is the greater of these four values:

1.	the contract value;

2.	the total purchase payments made to the contract minus proportionate adjustments for partial withdrawals;

3.	the MAV (described above); or

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4.	the 5% variable account floor (described above).

If we exercise our right to not reflect excluded payments in the calculation of the guaranteed income benefit base, we will calculate the guaranteed income benefit base as the greatest of:

1.	contract value less the market value adjusted excluded payments (described above);

2.	total purchase payments, less excluded payments, less proportionate adjustments for partial withdrawals;

3.	the MAV, less market value adjusted excluded payments (described above); or

4.	the 5% variable account floor, less 5% adjusted excluded payments (described above).

For an example of how benefits under each Income Assurer Benefit rider are calculated, see Appendix K.

OPTIONAL DEATH BENEFITS

BENEFIT PROTECTOR DEATH BENEFIT RIDER (BENEFIT PROTECTOR)
The Benefit Protector is intended to provide an additional benefit to your beneficiary to help offset expenses after your death such as funeral expenses or federal and state taxes. This is an optional benefit that you may select for an additional annual charge (see “Charges”). The Benefit Protector provides reduced benefits if you or the annuitant are age 70 or older at the rider effective. The Benefit Protector does not provide any additional benefit before the first rider anniversary.

If this rider is available in your state and both you and the annuitant are age 75 or younger at contract issue, you may choose to add the Benefit Protector to your contract. You must elect the Benefit Protector at the time you purchase your contract and your rider effective date will be the contract issue date. You may not select this rider if you select the Benefit Protector Plus, the 5% Accumulation Death Benefit or the Enhanced Death Benefit.

Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract (see “Taxes — Qualified Annuities — Required Minimum Distributions”). Since the benefit paid by the rider is determined by the amount of earnings at death, the amount of the benefit paid may be reduced as a result of taking any withdrawals including RMDs. Be sure to discuss with your investment professional and tax advisor whether or not the Benefit Protector is appropriate for your situation.

The Benefit Protector provides that if you or the annuitant die after the first rider anniversary, but before annuity payouts begin, and while this contract is in force, we will pay the beneficiary:

•	the applicable death benefit, plus:

•	40% of your earnings at death if you and the annuitant were under age 70 on the rider effective date, up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old; or

•	15% of your earnings at death if you or the annuitant were age 70 or older on the rider effective date, up to a maximum of 37.5% of purchase payments not previously withdrawn that are one or more years old.

Earnings at death: For purposes of the Benefit Protector and Benefit Protector Plus riders, this is an amount equal to the applicable death benefit minus purchase payments not previously withdrawn. The earnings at death may not be less than zero and may not be more than 250% of the purchase payments not previously withdrawn that are one or more years old.

Terminating the Benefit Protector

•	You may terminate the rider within 30 days of the first rider anniversary.

•	You may terminate the rider within 30 days of any rider anniversary beginning with the seventh rider anniversary.

•	The rider will terminate when you make a full withdrawal from the contract or when annuity payouts begin.

If your spouse is the sole beneficiary and you die before the retirement date, your spouse may keep the contract as owner. Your spouse and the new annuitant will be subject to all the limitations and restrictions of the rider just as if they were purchasing a new contract. If your spouse and the new annuitant do not qualify for the rider on the basis of age we will terminate the rider. If they do qualify for the rider on the basis of age we will set the contract value equal to the death benefit that would otherwise have been paid and we will substitute this new contract value on the date of death for “purchase payments not previously withdrawn” used in calculating earnings at death. Your spouse also has the option of discontinuing the Benefit Protector Death Benefit Rider within 30 days of the date of death.

For an example, see Appendix L.

BENEFIT PROTECTOR PLUS DEATH BENEFIT RIDER (BENEFIT PROTECTOR PLUS)
The Benefit Protector Plus is intended to provide an additional benefit to your beneficiary to help offset expenses after your death such as funeral expenses or federal and state taxes. This is an optional benefit that you may select for an additional annual charge (see “Charges”). The Benefit Protector Plus provides reduced benefits if you or the annuitant are age 70 or

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older at the rider effective date. It does not provide any additional benefit before the first rider anniversary and it does not provide any benefit beyond what is offered under the Benefit Protector rider during the second rider year.

If this rider is available in your state and both you and the annuitant are age 75 or younger at contract issue, you may choose to add the Benefit Protector Plus to you contract. You must elect the Benefit Protector Plus at the time you purchase your contract and your rider effective date will be the contract issue date. This rider is only available for transfers, exchanges or rollovers from another annuity or life insurance policy. You may not select this rider if you select the Benefit Protector Rider, 5% Accumulation Death Benefit or the Enhanced Death Benefit.

Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract (see “Taxes — Qualified Annuities — Required Minimum Distributions”). Since the benefit paid by the rider is determined by the amount of earnings at death, the amount of the benefit paid may be reduced as a result of taking any withdrawals including RMDs. Be sure to discuss with your investment professional and tax advisor whether or not the Benefit Protector Plus is appropriate for your situation.

The Benefit Protector Plus provides that if you or the annuitant die after the first rider anniversary, but before annuity payouts begin, and while this contract is in force, we will pay the beneficiary:

•	the benefits payable under the Benefit Protector described above, plus

•	a percentage of purchase payments made within 60 days of contract issue not previously withdrawn as follows:

	Percentage if you and the annuitant are	Percentage if you or the annuitant are
Rider Year	under age 70 on the rider effective date	age 70 or older on the rider effective date

One and Two	0%	0%

Three and Four	10%	3.75%

Five or more	20%	7.5%

Another way to describe the benefits payable under the Benefit Protector Plus rider is as follows:

•	the ROP death benefit (see “Benefits in Case of Death”) plus:

	If you and the annuitant are under	If you or the annuitant are age 70
Rider Year	age 70 on the rider effective date, add . . .	or older on the rider effective date, add . . .

One	Zero	Zero

Two	40% × earnings at death (see above)	15% × earnings at death

Three & Four	40% × (earnings at death + 25% of initial purchase payment*)	15% × (earnings at death + 25% of initial purchase payment*)

Five or more	40% × (earnings at death + 50% of initial purchase payment*)	15% × (earnings at death + 50% of initial purchase payment*)

*	Initial purchase payments are payments made within 60 days of rider issue not previously withdrawn.

Terminating the Benefit Protector Plus

•	You may terminate the rider within 30 days of the first rider anniversary.

•	You may terminate the rider within 30 days of any rider anniversary beginning with the seventh rider anniversary.

•	The rider will terminate when you make a full withdrawal from the contract or when annuity payouts begin.

If your spouse is sole beneficiary and you die before the retirement date, your spouse may keep the contract as owner with the contract value equal to the death benefit that would otherwise have been paid. We will then terminate the Benefit Protector Plus and substitute the applicable death benefit (see “Benefits in Case of Death”).

For an example, see Appendix M.

The Annuity Payout Period

As owner of the contract, you have the right to decide how and to whom annuity payouts will be made starting at the retirement date. You may select one of the annuity payout plans outlined below, or we may mutually agree on other payout arrangements. We do not deduct any withdrawal charges under the payout plans listed below, except under annuity payout Plan E.

You also decide whether we will make annuity payouts on a fixed or variable basis, or a combination of fixed and variable. The amount available to purchase payouts under the plan you select is the contract value on your retirement date after any rider charges have been deducted, plus any positive or negative MVA (less any applicable premium tax). You may reallocate this contract value to the subaccounts to provide variable annuity payouts. Additionally, we currently allow you to use part of the amount available to purchase payouts, leaving any remaining contract value to accumulate on a tax-deferred basis. If you

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select a variable annuity payout, we reserve the right to limit the number of subaccounts in which you may invest. The GPAs and the DCA fixed account are not available during this payout period.

Amounts of fixed and variable payouts depend on:

•	the annuity payout plan you select;

•	the annuitant’s age and, in most cases, sex;

•	the annuity table in the contract; and

•	the amounts you allocated to the accounts at settlement.

In addition, for variable annuity payouts only, amounts depend on the investment performance of the subaccounts you select. These payouts will vary from month to month because the performance of the funds will fluctuate. Fixed payouts remain the same from month to month.

For information with respect to transfers between accounts after annuity payouts begin (see “Making the Most of Your Contract — Transfer policies”).

ANNUITY TABLES
The annuity tables in your contract (Table A and Table B) show the amount of the monthly payout for each $1,000 of contract value according to the age and, when applicable, the annuitant’s sex. (Where required by law, we will use a unisex table of settlement rates.)

Table A shows the amount of the first monthly variable annuity payout assuming that the contract value is invested at the beginning of the annuity payout period and earns a 5% rate of return, which is reinvested and helps to support future payouts. If you ask us at least 30 days before the retirement date, we will substitute an annuity table based on an assumed 3.5% investment rate for the 5% Table A in the contract. The assumed investment rate affects both the amount of the first payout and the extent to which subsequent payouts increase or decrease. For example, annuity payouts will increase if the investment return is above the assumed investment rate and payouts will decrease if the return is below the assumed investment rate. Using a 5% assumed interest rate results in a higher initial payout, but later payouts will increase more slowly when annuity unit values rise and decrease more rapidly when they decline.

Table B shows the minimum amount of each fixed annuity payout. We declare current payout rates that we use in determining the actual amount of your fixed annuity payout. The current payout rates will equal or exceed the guaranteed payout rates shown in Table B. We will furnish these rates to you upon request.

ANNUITY PAYOUT PLANS
You may choose an annuity payout plan by giving us written instructions at least 30 days before contract values are used to purchase the payout plan. Generally, you may select one of the Plans A through E below or another plan agreed to by us. Some of the annuity payout plans may not be available if you have selected the Income Assurer Benefit rider.

•	Plan A – Life annuity — no refund: We make monthly payouts until the annuitant’s death. Payouts end with the last payout before the annuitant’s death. We will not make any further payouts. This means that if the annuitant dies after we made only one monthly payout, we will not make any more payouts.

•	Plan B – Life annuity with five, ten, 15 or 20 years certain: (under the Income Assurer Benefit rider: you may select life annuity with ten or 20 years certain): We make monthly payouts for a guaranteed payout period of five, ten, 15 or 20 years that you elect. This election will determine the length of the payout period to the beneficiary if the annuitant should die before the elected period expires. We calculate the guaranteed payout period from the retirement date. If the annuitant outlives the elected guaranteed payout period, we will continue to make payouts until the annuitant’s death.

•	Plan C – Life annuity — installment refund: (not available under the Income Assurer Benefit rider): We make monthly payouts until the annuitant’s death, with our guarantee that payouts will continue for some period of time. We will make payouts for at least the number of months determined by dividing the amount applied under this option by the first monthly payout, whether or not the annuitant is living.

•	Plan D

–	Joint and last survivor life annuity — no refund: We make monthly payouts while both the annuitant and a joint annuitant are living. If either annuitant dies, we will continue to make monthly payouts at the full amount until the death of the surviving annuitant. Payouts end with the death of the second annuitant.

–	Joint and last survivor life annuity with 20 years certain: We make monthly annuity payouts during the lifetime of the annuitant and joint annuitant. When either the annuitant or joint annuitant dies, we will continue to make monthly payouts during the lifetime of the survivor. If the survivor dies before we have made payouts for 20 years, we continue to make

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payouts to the named beneficiary for the remainder of the 20-year period which begins when the first annuity payout is made.

•	Plan E – Payouts for a specified period: We make monthly payouts for a specific payout period of ten to 30 years that you elect (under the Income Assurer Benefit rider, you may elect a payout period of 20 years only). We will make payouts only for the number of years specified whether the annuitant is living or not. Depending on the selected time period, it is foreseeable that an annuitant can outlive the payout period selected. During the payout period, you can elect to have us determine the present value of any remaining variable payouts and pay it to you in a lump sum. (Exception: If you have an Income Assurer Benefit rider and elect this annuity payout plan based on the Guaranteed Income Benefit Base, a lump sum payout is unavailable.) We determine the present value of the remaining annuity payouts which are assumed to remain level at the amount of the payout that would have been made 7 days prior to the date we determine the present value. The discount rate we use in the calculation is 5.17% for the assumed investment return of 3.5% and 6.67% for the assumed investment return of 5%. (See “Charges — Withdrawal charge under Annuity Payout Plan E.”) A 10% IRS penalty tax could apply if you take a withdrawal. (See “Taxes.”).

•	Guaranteed Withdrawal Benefit Annuity Payout Option (available only under contracts with the Guarantor Withdrawal Benefit for Life or Guarantor Withdrawal Benefit rider): This fixed annuity payout option is an alternative to the above annuity payout plans. This option may not be available if the contract is a qualified annuity. For such contracts, this option will be available only if the guaranteed payment period is less than the life expectancy of the owner at the time the option becomes effective. Such life expectancy will be computed using a life expectancy table published by the IRS. Under this option, the amount payable each year will be equal to the remaining schedule of GBPs, but the total amount paid over the life of the annuity will not exceed the total RBA at the time you begin this fixed payout option (see “Optional Benefits — Guarantor Withdrawal Benefit for Life Rider” or “Optional Benefits — Guarantor Withdrawal Benefit Rider”). The amount paid in the current contract year will be reduced for any prior withdrawals in that year. These annualized amounts will be paid in the frequency that you elect. The frequencies will be among those offered by us at the time but will be no less frequent than annually. If, at the death of the owner, total payouts have been made for less than the RBA, the remaining payouts will be paid to the beneficiary.

Annuity payout plan requirements for qualified annuities: If your contract is a qualified annuity, you must select a payout plan as of the retirement date set forth in your contract. You have the responsibility for electing a payout plan under your contract that complies with applicable law. Your contract describes your payout plan options. The options will meet certain IRS regulations governing RMDs if the payout plan meets the incidental distribution benefit requirements, if any, and the payouts are made:

•	in equal or substantially equal payments over a period not longer than your life expectancy, or over the joint life expectancy of you and your designated beneficiary; or

•	over a period certain not longer than your life expectancy or over the joint life expectancy of you and your designated beneficiary.

If we do not receive instructions: You must give us written instructions for the annuity payouts at least 30 days before the annuitant’s retirement date. If you do not, we will make payouts under Plan B, with 120 monthly payouts guaranteed.

If monthly payouts would be less than $20: We will calculate the amount of monthly payouts at the time the contract value is used to purchase a payout plan. If the calculations show that monthly payouts would be less than $20, we have the right to pay the contract value to the owner in a lump sum or to change the frequency of the payouts.

Death after annuity payouts begin: If you or the annuitant die after annuity payouts begin, we will pay any amount payable to the beneficiary as provided in the annuity payout plan in effect.

Taxes

Under current law, your contract has a tax-deferral feature. Generally, this means you do not pay income tax until there is a taxable distribution (or deemed distribution) from the contract. We will send a tax information reporting form for any year in which we made a taxable or reportable distribution according to our records.

NONQUALIFIED ANNUITIES
Generally, only the increase in the value of a non-qualified annuity contract over the investment in the contract is taxable. Certain exceptions apply. Federal tax law requires that all nonqualified deferred annuity contracts issued by the same company (and possibly its affiliates) to the same owner during a calendar year be taxed as a single, unified contract when distributions are taken from any one of those contracts.

Annuity payouts: Generally, unlike withdrawals described below, the taxation of annuity payouts are subject to exclusion ratios, i.e. in most cases, a portion of each payout will be ordinary income and subject to tax, and a portion of each payout

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will be considered a return of part of your investment in the contract and will not be taxed. All amounts you receive after your investment in the contract is fully recovered will be subject to tax. Under Annuity Payout Plan A: Life annuity — no refund, where the annuitant dies before your investment in the contract is fully recovered, the remaining portion of the unrecovered investment may be available as a federal income tax deduction to the owner for the last taxable year. Under all other annuity payout plans, where the annuity payouts end before your investment in the contract is fully recovered, the remaining portion of the unrecovered investment may be available as a federal income tax deduction to the taxpayer for the tax year in which the payouts end. (See “The Annuity Payout Period — Annuity Payout Plans.”)

Beginning in 2011, federal tax law permits taxpayers to annuitize a portion of their nonqualified annuity while leaving the remaining balance to continue to grow tax-deferred. Under the new partial annuitization rules, the portion annuitized must be received as an annuity for a period of 10 years or more, or for the lives of one or more individuals. If this requirement is met, the annuitized portion and the tax-deferred balance will generally be treated as two separate contracts for income tax purposes only. If a contract is partially annuitized, the investment in the contract is allocated between the deferred and the annuitized portions on a pro rata basis.

Withdrawals: Generally, if you withdraw all or part of your nonqualified annuity before your annuity payouts begin, including withdrawals under any optional withdrawal benefit rider, your withdrawal will be taxed to the extent that the contract value immediately before the withdrawal exceeds the investment in the contract. Different rules may apply if you exchange another contract into this contract.

You also may have to pay a 10% IRS penalty for withdrawals of taxable income you make before reaching age 59 1/2 unless certain exceptions apply.

Withholding: If you receive taxable income as a result of an annuity payout or withdrawal, including withdrawals under any optional withdrawal benefit rider, we may deduct federal, and in some cases state withholding against the payment. Any withholding represents a prepayment of your tax due for the year. You take credit for these amounts on your annual income tax return. As long as you have provided us with a valid Social Security Number or Taxpayer Identification Number, and you have a valid U.S. address, you may be able to elect not to have any withholding occur.

If the payment is part of an annuity payout plan, we generally compute the amount of federal income tax withholding using payroll tables. You may provide us with a statement of how many exemptions to use in calculating the withholding. If the distribution is any other type of payment (such as partial or full withdrawal) we compute federal income tax withholding using 10% of the taxable portion.

The federal income tax withholding requirements differ if we deliver payment outside the United States or you are a non-resident alien.

Some states also may impose income tax withholding requirements similar to the federal withholding described above. If this should be the case, we may deduct state income tax withholding from the payment.

Death benefits to beneficiaries: The death benefit under a nonqualified contract is not exempt from estate (federal or state) taxes. In addition, for income tax purposes, any amount your beneficiary receives that exceeds the investment in the contract is taxable as ordinary income to the beneficiary in the year he or she receives the payments. (See also “Benefits in Case of Death — If You Die Before the Retirement Start Date”).

Net Investment Income Tax (also known as Medicare contribution tax): Effective for taxable years beginning on or after January 1, 2013, certain high-income individuals (as well as estates and trusts) are subject to a new 3.8% net investment income tax (as an addition to income taxes). For individuals, the 3.8% tax applies to the lesser of (1) the amount by which the taxpayer’s modified adjusted gross income exceeds $200,000 ($250,000 for married filing jointly and surviving spouses; $125,000 for married filing separately) or (2) the taxpayer’s “net investment income.” Net investment income includes taxable income from nonqualified annuities. Annuity holders are advised to consult their tax advisor regarding the possible implications of this additional tax.

Annuities owned by corporations, partnerships or irrevocable trusts: For nonqualified annuities, any annual increase in the value of annuities held by such entities (nonnatural persons) generally will be treated as ordinary income received during that year. However, if the trust was set up for the benefit of a natural person(s) only, the income may remain tax-deferred until withdrawn or paid out.

Penalties: If you receive amounts from your nonqualified annuity before reaching age 59 1/2, you may have to pay a 10% IRS penalty on the amount includable in your ordinary income. However, this penalty will not apply to any amount received:

•	because of your death or in the event of nonnatural ownership, the death of the annuitant;

•	because you become disabled (as defined in the Code);

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•	if the distribution is part of a series of substantially equal periodic payments, made at least annually, over your life or life expectancy (or joint lives or life expectancies of you and your beneficiary);

•	if it is allocable to an investment before Aug. 14, 1982; or

•	if annuity payouts are made under immediate annuities as defined by the Code.

Transfer of ownership: Generally, if you transfer ownership of a nonqualified annuity without receiving adequate consideration, the transfer may be taxed as a withdrawal for federal income tax purposes. If the transfer is a currently taxable event for income tax purposes, the original owner will be taxed on the amount of deferred earnings at the time of the transfer and also may be subject to the 10% IRS penalty discussed earlier. In this case, the new owner’s investment in the contract will be equal to the investment in the contract at the time of the transfer plus any earnings included in the original owner’s taxable income as a result of the transfer. In general, this rule does not apply to transfers between spouses or former spouses. Similar rules apply if you transfer ownership for full consideration. Please consult your tax advisor for further details.

1035 Exchanges: Section 1035 of the Code permits nontaxable exchanges of certain insurance policies, endowment contracts, annuity contracts and qualified long-term care insurance contracts, while providing for continued tax deferral of earnings. In addition, Section 1035 permits the carryover of the investment in the contract from the old policy or contract to the new policy or contract. In a 1035 exchange one policy or contract is exchanged for another policy or contract. The following are nontaxable exchanges: (1) the exchange of a life insurance policy for another life insurance policy or for an endowment, annuity or qualified long-term care insurance contract, (2) the exchange of an endowment contract for an annuity contract, or for an endowment contract under which payments will begin no later than payments would have begun under the contract exchanged, (3) the exchange of an annuity contract for another annuity contract or for a qualified long-term insurance contract, and (4) the exchange of a qualified long-term care insurance contract for a qualified long-term care insurance contract. Additionally, other tax rules may apply. However, if the insurance policy has an outstanding loan, there may be tax consequences. Depending on the issue date of your original policy or contract, there may be tax or other benefits that are given up to gain the benefits of the new policy or contract. Consider whether the features and benefits of the new policy or contract outweigh any tax or other benefits of the old contract.

For a partial exchange of an annuity contract for another annuity contract, the 1035 exchange is generally tax-free. The investment in the original contract and the earnings on the contract will be allocated proportionately between the original and new contracts. However, per IRS Revenue Procedure 2011-38, if withdrawals are taken from either contract within the 180-day period following an exchange, the IRS will apply general tax principles to determine the appropriate tax treatment of the exchange and subsequent withdrawal. As a result, there may be unexpected tax consequences. You should consult your tax advisor before taking any withdrawal from either contract during the 180-day period following a partial exchange. Different IRS limitations on withdrawals apply to partial exchanges completed prior to October 24, 2011.

Assignment: If you assign or pledge your contract as collateral for a loan, earnings on purchase payments you made after Aug. 13, 1982 will be taxed as a deemed distribution and you may have to pay a 10% IRS penalty.

QUALIFIED ANNUITIES
Adverse tax consequences may result if you do not ensure that contributions, distributions and other transactions under the contract comply with the law. Qualified annuities have minimum distribution rules that govern the timing and amount of distributions. You should refer to your retirement plan’s Summary Plan Description, your IRA disclosure statement, or consult a tax advisor for additional information about the distribution rules applicable to your situation.

When you use your contract to fund a retirement plan or IRA that is already tax-deferred under the Code, the contract will not provide any necessary or additional tax deferral. If your contract is used to fund an employer sponsored plan, your right to benefits may be subject to the terms and conditions of the plan regardless of the terms of the contract.

Annuity payouts: Under a qualified annuity, except a Roth IRA, Roth 401(k) or Roth 403(b), the entire payout generally is includable as ordinary income and is subject to tax unless: (1) the contract is an IRA to which you made non-deductible contributions; or (2) you rolled after-tax dollars from a retirement plan into your IRA; or (3) the contract is used to fund a retirement plan and you or your employer have contributed after-tax dollars.

Annuity payouts from Roth IRAs: In general, the entire payout from a Roth IRA can be free from income and penalty taxes if you have attained age 59 1/2 and meet the five year holding period.

Withdrawals: Under a qualified annuity, except a Roth IRA, Roth 401(k) or Roth 403(b), the entire withdrawal will generally be includable as ordinary income and is subject to tax unless: (1) the contract is an IRA to which you made non-deductible contributions; or (2) you rolled after-tax dollars from a retirement plan into your IRA; or (3) the contract is used to fund a retirement plan and you or your employer have contributed after-tax dollars.

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Withdrawals from Roth IRAs: In general, the entire payout from a Roth IRA can be free from income and penalty taxes if you have attained age 59 1/2 and meet the five year holding period.

Required Minimum Distributions: Retirement plans (except for Roth IRAs) are subject to required withdrawals called required minimum distributions (“RMDs”) beginning at age 70 1/2. RMDs are based on the fair market value of your contract at year-end divided by the life expectancy factor. Certain death benefits and optional riders may be considered in determining the fair market value of your contract for RMD purposes. This may cause your RMD to be higher. Inherited IRAs (including inherited Roth IRAs) are subject to special required minimum distribution rules. You should consult your tax advisor prior to making a purchase for an explanation of the potential tax implications to you.

Withholding for IRAs, Roth IRAs, SEPs and SIMPLE IRAs: If you receive taxable income as a result of an annuity payout or a withdrawal, including withdrawals under any optional withdrawal benefit rider, we may deduct withholding against the payment. Any withholding represents a prepayment of your tax due for the year. You take credit for these amounts on your annual income tax return. As long as you have provided us with a valid Social Security Number or Taxpayer Identification Number, you can elect not to have any withholding occur.

If the payment is part of an annuity payout plan, we generally compute the amount of federal income tax withholding using payroll tables. You may provide us with a statement of how many exemptions to use in calculating the withholding. If the distribution is any other type of payment (such as a partial or full withdrawal) we compute federal income tax withholding using 10% of the taxable portion.

The federal income tax withholding requirements differ if we deliver payment outside the United States or you are a non-resident alien.

Some states also may impose income tax withholding requirements similar to the federal withholding described above. If this should be the case, we may deduct state income tax withholding from the payment.

Withholding for all other qualified annuities: If you receive directly all or part of the contract value from a qualified annuity, mandatory 20% federal income tax withholding (and possibly state income tax withholding) generally will be imposed at the time the payout is made from the plan. Any withholding represents a prepayment of your tax due for the year. You take credit for these amounts on your annual income tax return. This mandatory withholding will not be imposed if instead of receiving the distribution check, you elect to have the distribution rolled over directly to an IRA or another eligible plan. Payments made to a surviving spouse instead of being directly rolled over to an IRA are also subject to mandatory 20% income tax withholding.

In the below situations, the distribution is subject to an optional 10% withholding instead of the mandatory 20% withholding. We will withhold 10% of the distribution amount unless you elect otherwise.

•	the payout is one in a series of substantially equal periodic payouts, made at least annually, over your life or life expectancy (or the joint lives or life expectancies of you and your designated beneficiary) or over a specified period of 10 years or more;

•	the payout is a RMD as defined under the Code;

•	the payout is made on account of an eligible hardship; or

•	the payout is a corrective distribution.

State withholding also may be imposed on taxable distributions.

Penalties: If you receive amounts from your qualified contract before reaching age 59 1/2, you may have to pay a 10% IRS penalty on the amount includable in your ordinary income. However, this penalty generally will not apply to any amount received:

•	because of your death;

•	because you become disabled (as defined in the Code);

•	if the distribution is part of a series of substantially equal periodic payments made at least annually, over your life or life expectancy (or joint lives or life expectancies of you and your beneficiary);

•	if the distribution is made following severance from employment during the calendar year in which you attain age 55 (TSAs and annuities funding 401(a) plans only);

•	to pay certain medical or education expenses (IRAs only); or

•	if the distribution is made from an inherited IRA.

Death benefits to beneficiaries: The entire death benefit generally is taxable as ordinary income to the beneficiary in the year he/she receives the payments from the qualified annuity. If you made non-deductible contributions to a traditional IRA, the portion of any distribution from the contract that represents after-tax contributions is not taxable as ordinary income to your

 74  WELLS FARGO ADVANTAGE CHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

beneficiary. You are responsible for keeping all records tracking your non-deductible contributions to an IRA. Death benefits under a Roth IRA generally are not taxable as ordinary income to the beneficiary if certain distribution requirements are met. (See also “Benefits in Case of Death — If you Die Before the Retirement Date”).

Change of retirement plan type: IRS regulations allow for rollovers of certain retirement plan distributions. In some circumstances, you may be able to have an intra-contract rollover, keeping the same features and conditions. If the annuity contract you have does not support an intra-contract rollover, you are able to request an IRS approved rollover to another annuity contract or other investment product that you choose. If you choose another annuity contract or investment product, you will be subject to new rules, including a new withdrawal charge schedule for an annuity contract, or other product rules as applicable.

Assignment: You may not assign or pledge your qualified contract as collateral for a loan.

OTHER
Special considerations if you select any optional rider: As of the date of this prospectus, we believe that charges related to these riders are not subject to current taxation. Therefore, we will not report these charges as partial withdrawals from your contract. However, the IRS may determine that these charges should be treated as partial withdrawals subject to taxation to the extent of any gain as well as the 10% tax penalty for withdrawals before the age of 59 1/2, if applicable.

We reserve the right to report charges for these riders as partial withdrawals if we, as a withholding and reporting agent, believe that we are required to report them. In addition, we will report any benefits attributable to these riders on the death of you or the annuitant as an annuity death benefit distribution, not as proceeds from life insurance.

Important: Our discussion of federal tax laws is based upon our understanding of current interpretations of these laws. Federal tax laws or current interpretations of them may change. For this reason and because tax consequences are complex and highly individual and cannot always be anticipated, you should consult a tax advisor if you have any questions about taxation of your contract.

RiverSource Life’s tax status: We are taxed as a life insurance company under the Code. For federal income tax purposes, the subaccounts are considered a part of our company, although their operations are treated separately in accounting and financial statements. Investment income is reinvested in the fund in which each subaccount invests and becomes part of that subaccount’s value. This investment income, including realized capital gains, is not subject to any withholding for federal or state income taxes. We reserve the right to make such a charge in the future if there is a change in the tax treatment of variable annuities or in our tax status as we then understand it.

Tax qualification: We intend that the contract qualify as an annuity for federal income tax purposes. To that end, the provisions of the contract are to be interpreted to ensure or maintain such tax qualification, in spite of any other provisions of the contract. We reserve the right to amend the contract to reflect any clarifications that may be needed or are appropriate to maintain such qualification or to conform the contract to any applicable changes in the tax qualification requirements. We will send you a copy of any amendments.

Voting Rights

As a contract owner with investments in the subaccounts, you may vote on important fund policies until annuity payouts begin. Once they begin, the person receiving them has voting rights. We will vote fund shares according to the instructions of the person with voting rights.

Before annuity payouts begin, the number of votes you have is determined by applying your percentage interest in each subaccount to the total number of votes allowed to the subaccount.

After annuity payouts begin, the number of votes you have is equal to:

•	the reserve held in each subaccount for your contract; divided by

•	the net asset value of one share of the applicable fund.

As we make annuity payouts, the reserve for the contract decreases; therefore, the number of votes also will decrease.

We calculate votes separately for each subaccount. We will send notice of shareholders’ meetings, proxy materials and a statement of the number of votes to which the voter is entitled. We will vote shares for which we have not received instructions in the same proportion as the votes for which we received instructions. We also will vote the shares for which we have voting rights in the same proportion as the votes for which we received instructions.

WELLS FARGO ADVANTAGE CHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 75

Substitution of Investments

We may substitute the funds in which the subaccounts invest if:

•	laws or regulations change;

•	the existing funds become unavailable; or

•	in our judgment, the funds no longer are suitable (or are not the most suitable) for the subaccounts.

If any of these situations occur, and if we believe it is in the best interest of persons having voting rights under the contract, we have the right to substitute a fund currently listed in this prospectus (existing fund) for another fund (new fund). The new fund may have higher fees and/or operating expenses than the existing fund. Also, the new fund may have investment objectives and policies and/or investment advisers which differ from the existing fund.

We may also:

•	add new subaccounts;

•	combine any two or more subaccounts;

•	transfer assets to and from the subaccounts or the variable account; and

•	eliminate or close any subaccounts.

We will notify you of any substitution or change. If we notify you that a subaccount will be eliminated or closed, you will have a certain period of time to tell us where to reallocate purchase payments or contract value currently allocated to that subaccount. If we do not receive your reallocation instructions by the due date, we automatically will reallocate to the subaccount investing in the Columbia Variable Portfolio — Cash Management Fund (Class 3). You may then transfer this reallocated amount in accordance with the transfer provisions of your contract (see “Transferring Between Accounts” above).

In the event of substitution or any of these changes, we may amend the contract and take whatever action is necessary and appropriate without your consent or approval. However, we will not make any substitution or change without the necessary approval of the SEC and state insurance departments.

About the Service Providers

PRINCIPAL UNDERWRITER
RiverSource Distributors, Inc. (“RiverSource Distributors”), our affiliate, serves as the principal underwriter of the contract. Its offices are located at 70100 Ameriprise Financial Center, Minneapolis, MN 55474. RiverSource Distributors is a wholly-owned subsidiary of Ameriprise Financial, Inc.

Although we no longer offer the contract for sale, you may continue to make purchase payments if permitted under the terms of your contract. We pay commissions to an affiliated selling firm of up to 5.50% each time a purchase payment is made for contract Option L and 1.00% for contract Option C as well as service/trail commissions of up to 1.00% based on annual total contract value for as long as the contract remains in effect. We also may pay a temporary additional sales commission of up to 1.00% (for both contracts) of purchase payments for a period of time we select. These commissions do not change depending on which subaccounts you choose to allocate your purchase payments.

From time to time and in accordance with applicable laws and regulations, we may also pay or provide the selling firm with various cash and non-cash promotional incentives including, but not limited to bonuses, short-term sales incentive payments, marketing allowances, costs associated with sales conferences and educational seminars and sales recognition awards.

A portion of the payments made to the selling firm may be passed on to its sales representatives in accordance with its internal compensation programs. Those programs may also include other types of cash and non-cash compensation and other benefits. Ask your sales representative for further information about what your sales representative and the selling firm for which he or she works may receive in connection with your contract.

We pay the commissions and other compensation described above from our assets. Our assets include:

•	revenues we receive from fees and expenses that you will pay when buying, owning and making a withdrawal from the contract (see “Expense Summary”);

•	compensation we or an affiliate receive from the underlying funds in the form of distribution and services fees (see “The Variable Account and the Funds — The funds”);

•	compensation we or an affiliate receive from a fund’s investment adviser, subadviser, distributor or an affiliate of any of these (see “The Variable Account and the Funds — The funds”); and

•	revenues we receive from other contracts and policies we sell that are not securities and other businesses we conduct.

 76  WELLS FARGO ADVANTAGE CHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

You do not directly pay the commissions and other compensation described above as the result of a specific charge or deduction under the contract. However, you may pay part of all of the commissions and other compensation described above indirectly through:

•	fees and expenses we collect from contract owners, including withdrawal charges; and

•	fees and expenses charged by the underlying funds in which the subaccounts you select invest, to the extent we or one of our affiliates receive revenue from the funds or an affiliated person.

ISSUER
RiverSource Life issues the contracts. We are located at 70100 Ameriprise Financial Center, Minneapolis, MN 55474 and are a wholly-owned subsidiary of Ameriprise Financial, Inc.

We conduct a conventional life insurance business. We are licensed to do business in 49 states, the District of Columbia and American Samoa. Our primary products currently include fixed and variable annuity contracts and life insurance policies.

LEGAL PROCEEDINGS
Life insurance companies have been the subject of increasing regulatory, legislative and judicial scrutiny. Numerous state and federal regulatory agencies have commenced examinations and other inquiries of insurance companies regarding sales and marketing practices (including sales to older consumers and disclosure practices), claims handling, and unclaimed property and escheatment practices and procedures. With regard to an industry-wide investigation of unclaimed property and escheatment practices and procedures, RiverSource Life is responding to regulatory audits, market conduct examinations and other inquiries (including inquiries from the State of Minnesota). RiverSource Life has cooperated with and will continue to cooperate with the applicable regulators regarding their inquiries.

RiverSource Life is involved in the normal course of business in a number of other legal and arbitration proceedings concerning matters arising in connection with the conduct of its business activities. RiverSource Life believes that it is not a party to, nor are any of its properties the subject of, any pending legal, arbitration or regulatory proceedings that would have a material adverse effect on its consolidated financial condition, results of operations or liquidity. However, it is possible that the outcome of any such proceedings could have a material adverse impact on results of operations in any particular reporting period as the proceedings are resolved.

Additional Information

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
RiverSource Life is incorporating by reference in this prospectus information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information that we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC automatically will update and supersede this information. The Annual Report on Form 10-K of RiverSource Life Insurance Company for the year ended December 31, 2012, File No. 33-28976, that we previously filed with the SEC under the Securities Exchange Act of 1934 (1934 Act) is incorporated by reference into this prospectus, as well as all of our subsequent annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC under the 1934 Act. To access this document, see “SEC Filings” under “Investors Relations” on our website at www.ameriprise.com.

RiverSource Life will furnish you without charge a copy of any or all of the documents incorporated by reference into this prospectus, including any exhibits to such documents which have been specifically incorporated by reference. We will do so upon receipt of your written or oral request. You can contact RiverSource Life at the telephone number and address listed on the first page of this prospectus.

AVAILABLE INFORMATION
This prospectus is part of a registration statement we file with the SEC. Additional information on RiverSource Life and on this offering is available in the registration statement. You can obtain copies of these materials at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. In addition to this prospectus, the SAI and information about the contract, information incorporated by reference is available on the EDGAR Database on the SEC’s Internet site at (http://www.sec.gov).

INDEMNIFICATION
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (Securities Act) may be permitted to directors and officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WELLS FARGO ADVANTAGE CHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 77

APPENDICES

Table of Contents and Cross-Reference Table

APPENDIX NAME	PAGE #	CROSS-REFERENCE	PAGE #

Appendix A: Example — Market Value Adjustment (MVA)	p. 79	Guarantee Period Accounts (GPAs)	p. 21

Appendix B: Example — Income Assurer Benefit Rider Fee	p. 81	Charges — Income Assurer Benefit Rider Fee	p. 31

Appendix C: Example — Withdrawal Charges for Contract Option L	p. 82	Charges — Withdrawal Charge	p. 27

Appendix D: Example — Death Benefits	p. 87	Benefits in Case of Death	p. 44

Appendix E: Example — Accumulation Protector Benefit Rider	p. 90	Optional Benefits — Accumulation Protector Benefit Rider	p. 47

Appendix F: Example — Guarantor Withdrawal Benefit for Life Rider	p. 92	Optional Benefits — Guarantor Withdrawal Benefit for Life Rider	p. 49

Appendix G: Guarantor Withdrawal Benefit for Life Rider — Additional RMD Disclosure	p. 94	Optional Benefits — Guarantor Withdrawal Benefit for Life Rider	p. 49

Appendix H: Example — Guarantor Withdrawal Benefit — Rider B Disclosure	p. 96	Optional Benefits — Guarantor Withdrawal Benefit Rider	p. 58

Appendix I: Guarantor Withdrawal Benefit Rider — Additional RMD Disclosure	p. 101	Optional Benefits — Guarantor Withdrawal Benefit Rider	p. 58

Appendix J: Example — Guarantor Withdrawal Benefit Rider	p. 102	Optional Benefits — Guarantor Withdrawal Benefit Rider	p. 58

Appendix K: Example — Income Assurer Benefit Riders	p. 104	Optional Benefits — Income Assurer Benefit Riders	p. 63

Appendix L: Example — Benefit Protector Death Benefit Rider	p. 109	Optional Benefits — Benefit Protector Death Benefit Rider	p. 68

Appendix M: Example — Benefit Protector Plus Death Benefit Rider	p. 111	Optional Benefits — Benefit Protector Plus Death Benefit Rider	p. 68

Appendix N: Condensed Financial Information (Unaudited)	p. 113	Condensed Financial Information (Unaudited)	p. 12

The purpose of these appendices is first to illustrate the operation of various contract features and riders; second, to provide additional disclosure regarding various contract features and riders; and lastly, to provide condensed financial history (unaudited) of the subaccounts.

In order to demonstrate the contract features and riders, an example may show hypothetical contract values. These contract values do not represent past or future performance. Actual contract values may be more or less than those shown and will depend on a number of factors, including but not limited to the investment experience of the subaccounts, GPAs, DCA fixed account, and one-year fixed account and the fees and charges that apply to your contract.

The examples of death benefits and optional riders in appendices D through F and J through M include a partial withdrawal to illustrate the effect of a partial withdrawal on the particular benefit. These examples are intended to show how the optional riders operate, and do not take into account whether the rider is part of a qualified contract. Qualified contracts are subject to required minimum distributions at certain ages which may require you to take partial withdrawals from the contract (see “Taxes — Qualified Annuities — Required Minimum Distributions”). If you are considering the addition of certain death benefits and/or optional riders to a qualified contract, you should consult your tax advisor prior to making a purchase for an explanation of the potential tax implications to you.

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Appendix A: Example — Market Value Adjustment (MVA)

As the examples below demonstrate, the application of an MVA may result in either a gain or a loss of principal. We refer to all of the transactions described below as “early withdrawals.”

Assumptions:

•	You purchase a contract and allocate part of your purchase payment to the ten-year GPA; and

•	we guarantee an interest rate of 3.0% annually for your ten-year guarantee period; and

•	after three years, you decide to make a withdrawal from your GPA. In other words, there are seven years left in your guarantee period.

Remember that the MVA depends partly on the interest rate of a new GPA for the same number of years as the guarantee period remaining on your GPA. In this case, that is seven years.

Example 1: Remember that your GPA is earning 3.0%. Assume at the time of your withdrawal new GPAs that we offer with a seven-year guarantee period are earning 3.5%. We add 0.10% to the 3.5% rate to get 3.6%. Your GPA’s 3.0% rate is less than the 3.6% rate and, so the MVA will be negative.

Example 2: Remember again that your GPA is earning 3.0%, and assume that new GPAs that we offer with a seven-year guarantee period are earning 2.5%. We add 0.10% to the 2.5% rate to get 2.6%. In this example, since your GPA’s 3.0% rate is greater than the 2.6% rate, the MVA will be positive. To determine that adjustment precisely, you will have to use the formula described below.

Sample MVA Calculations
The precise MVA formula we apply is as follows:

Early withdrawal amount ×	[(	1 + i 1 + j + .001)	n/12	− 1 ]	= MVA

Where i	= rate earned in the GPA from which amounts are being transferred or withdrawn.

j	= current rate for a new guarantee period equal to the remaining term in the current guarantee period.

n	= number of months remaining in the current guarantee period (rounded up).

Examples — MVA
Using assumptions similar to those we used in the examples above:

•	You purchase a contract and allocate part of your purchase payment to the ten-year GPA;

•	we guarantee an interest rate of 3.0% annually for your ten-year guarantee period; and

•	after three years, you decide to make a $1,000 withdrawal from your GPA. In other words, there are seven years left in your guarantee period.

Example 1: You request an early withdrawal of $1,000 from your ten-year GPA earning a guaranteed interest rate of 3.0%. Assume at the time of your withdrawal new GPAs that we offer with a seven-year guarantee period are earning 3.5%. Using the formula above, we determine the MVA as follows:

$1,000 ×	[(	1.030 1 + .035 + .001)	84/12	− 1]	= –$39.84

In this example, the MVA is a negative $39.84.

Example 2: You request an early withdrawal of $1,000 from your ten-year GPA earning a guaranteed interest rate of 3.0%. Assume at the time of your withdrawal new GPAs that we offer with a seven-year guarantee period are earning 2.5%. Using the formula above, we determine the MVA as follows:

$1,000 ×	[(	1.030 1 + .025 + .001)	84/12	− 1]	= $27.61

In this example, the MVA is a positive $27.61.

Please note that when you allocate your purchase payment to the ten-year GPA and your purchase payment is in its fourth year from receipt at the beginning of the guarantee period, your withdrawal charge percentage is 6% due to the withdrawal

WELLS FARGO ADVANTAGE CHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 79

charge schedule under contract Option L. (See “Charges — Withdrawal Charge”). We do not apply MVAs to the amounts we deduct for withdrawal charges, so we would deduct the withdrawal charge from your early withdrawal after we applied the MVA. Also note that when you request an early withdrawal, we withdraw an amount from your GPA that will give you the net amount you requested after we apply the MVA (and any applicable withdrawal charge under contract Option L), unless you request otherwise.

The current interest rate we offer on the GPA will change periodically at our discretion. It is the rate we are then paying on purchase payments, renewals and transfers paid under this class of contracts for guarantee period durations equaling the remaining guarantee period of the GPA to which the formula is being applied.

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Appendix B: Example — Income Assurer Benefit Rider Fee

Example — Income Assurer Benefit Rider Fee

Assumptions:

•	You purchase the contract with a payment of $50,000 and allocate all of your payment to the protected investment options and make no transfers, add-ons or withdrawals; and

•	on the first contract anniversary your total contract value is $55,545; and

•	on the second contract anniversary your total contract value is $53,270.

We would calculate the Guaranteed Income Benefit Base for each Income Assurer Benefit on the second anniversary as follows:

The Income Assurer Benefit – MAV Guaranteed Income Benefit Base is the greatest of the following values:

Purchase Payments less adjusted partial withdrawals:	$50,000
Contract value on the second anniversary:	$53,270
Maximum Anniversary Value:	$55,545

Income Assurer Benefit – MAV Guaranteed Income Benefit Base	$55,545

The Income Assurer Benefit – 5% Accumulation Guaranteed Income Benefit Base is the greatest of the following values:

Purchase Payments less adjusted partial withdrawals:	$50,000
Contract value on the second anniversary:	$53,270
5% Variable Account Floor = 1.05 × 1.05 × $50,000	$55,125

Income Assurer Benefit – 5% Accumulation Guaranteed Income Benefit Base	$55,125

The Income Assurer Benefit – Greater of MAV or 5% Accumulation Guaranteed Income Benefit Base is the greatest of the following values:

Purchase Payments less adjusted partial withdrawals:	$50,000
Contract value on the second anniversary:	$53,270
Maximum Anniversary Value:	$55,545
5% Variable Account Floor = 1.05 × 1.05 × $50,000	$55,125

Income Assurer Benefit – Greater of MAV or 5% Accumulation Guaranteed Income Benefit Base	$55,545

The Income Assurer Benefit fee deducted from your contract value would be:
Income Assurer Benefit – MAV fee =	0.30% × $55,545 = $166.64
Income Assurer Benefit – 5% Accumulation Benefit Base fee =	0.60% × $55,125 = $330.75
Income Assurer Benefit – MAV or 5% Accumulation Benefit Base fee =	0.65% × $55,545 = $361.04

WELLS FARGO ADVANTAGE CHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 81

Appendix C: Example — Withdrawal Charges for Contract Option L

For purposes of calculating any withdrawal charge, including the examples illustrated below, we treat amounts withdrawn from your contract value in the following order:

1.	First, in each contract year, we withdraw amounts totaling:

•	up to 10% of your prior anniversary’s contract value or your contract’s remaining benefit payment if you elected the Guarantor Withdrawal Benefit rider and your remaining benefit payment is greater than 10% of your prior anniversary’s contract value. We do not assess a withdrawal charge on this amount.

•	up to 10% of your prior anniversary’s contract value or the greater of your contract’s remaining benefit payment or remaining annual lifetime payment if you elected the Guarantor Withdrawal Benefit for Life rider, and the greater of your remaining annual lifetime payment and your remaining benefit payment is greater than 10% of your prior anniversary’s contract value. We do not assess a withdrawal charge on this amount.

2.	Next, we withdraw contract earnings, if any, that are greater than the amount described in number one above. We do not assess a withdrawal charge on contract earnings.

3.	Next we withdraw purchase payments received prior to the withdrawal charge period shown in your contract. We do not assess a withdrawal charge on these purchase payments.

4.	Finally, if necessary, we withdraw purchase payments received that are still within the withdrawal charge period you selected and shown in your contract. We withdraw these payments on a “first-in, first-out” (FIFO) basis. We do assess a withdrawal charge on these payments.

After withdrawing earnings in numbers one and two above, we next withdraw enough additional contract value (ACV) to meet your requested withdrawal amount. If the amount described in number one above was greater than contract earnings prior to the withdrawal, the excess (XSF) will be excluded from the purchase payments being withdrawn that were received most recently when calculating the withdrawal charge. We determine the amount of purchase payments being withdrawn (PPW) in numbers three and four above as:

       PPW = XSF + (ACV – XSF) / (CV – TFA) × (PPNPW – XSF)

If the additional contract value withdrawn is less than XSF, then PPW will equal ACV.

We determine current contract earnings (CE) by looking at the entire contract value (CV), not the earnings of any particular subaccount, GPA, the one-year fixed account or the DCA fixed account. If the contract value is less than purchase payments received and not previously withdrawn (PPNPW) then contract earnings are zero.

The examples below show how the withdrawal charge for a full and partial withdrawal is calculated for Contract Option L with a four-year withdrawal charge schedule. Each example illustrates the amount of the withdrawal charge for both a contract that experiences gains and a contract that experiences losses, given the same set of assumptions.

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Full withdrawal charge calculation — four year withdrawal charge schedule:

This is an example of how we calculate the withdrawal charge on a contract with a four-year (from the date of each purchase payment) withdrawal charge schedule and the following history:

Assumptions:

•	We receive a single $50,000 purchase payment; and

•	You withdraw the contract for its total value in the fourth contract year after you made the single purchase payment. The withdrawal charge percentage in the fourth year after a purchase payment is 6.0%; and

•	You have made no prior withdrawals.

We will look at two situations, one where the contract has a gain and another where there is a loss:

	Contract with Gain	Contract with Loss

Contract value just prior to withdrawal:	$60,000.00	$40,000.00
Contract value on prior anniversary:	58,000.00	42,000.00

We calculate the withdrawal charge as follows:

		Contract with Gain	Contract with Loss

Step 1.	First, we determine the amount of earnings available in the contract at the time of withdrawal as:
	Contract value just prior to withdrawal (CV):	60,000.00	40,000.00
	Less purchase payments received and not previously withdrawn (PPNPW):	50,000.00	50,000.00

	Earnings in the contract (but not less than zero):	10,000.00	0.00
Step 2.	Next, we determine the Total Free Amount (TFA) available in the contract as the greatest of the following values:
	Earnings in the contract:	10,000.00	0.00
	10% of the prior anniversary’s contract value:	5,800.00	4,200.00

	TFA (but not less than zero):	10,000.00	4,200.00
Step 3.	Next we determine ACV, the amount by which the contract value withdrawn exceeds earnings.
	Contract value withdrawn:	60,000.00	40,000.00
	Less earnings in the contract:	10,000.00	0.00

	ACV (but not less than zero):	50,000.00	40,000.00
Step 4.	Next we determine XSF, the amount by which 10% of the prior anniversary’s contract value exceeds earnings.
	10% of the prior anniversary’s contract value:	5,800.00	4,200.00
	Less earnings in the contract:	10,000.00	0.00

	XSF (but not less than zero):	0.00	4,200.00
Step 5.	Now we can determine how much of the PPNPW is being withdrawn (PPW) as follows:
	PPW = XSF + (ACV – XSF) / (CV – TFA) × (PPNPW – XSF)
	XSF from Step 4 =	0.00	4,200.00
	ACV from Step 3 =	50,000.00	40,000.00
	CV from Step 1 =	60,000.00	40,000.00
	TFA from Step 2 =	10,000.00	4,200.00
	PPNPW from Step 1 =	50,000.00	50,000.00

	PPW =	50,000.00	50,000.00

WELLS FARGO ADVANTAGE CHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 83

		Contract with Gain	Contract with Loss

Step 6.	We then calculate the withdrawal charge as a percentage of PPW. Note that for a contract with a loss, PPW may be greater than the amount you request to withdraw:
	PPW:	50,000.00	50,000.00
	less XSF:	0.00	4,200.00

	amount of PPW subject to a withdrawal charge:	50,000.00	45,800.00
	multiplied by the withdrawal charge rate:	× 6.0%	× 6.0%

	withdrawal charge:	3,000.00	2,748.00
Step 7.	The dollar amount you will receive as a result of your full withdrawal is determined as:
	Contract value withdrawn:	60,000.00	40,000.00
	Withdrawal charge:	(3,000.00)	(2,748.00)
	Contract charge (assessed upon full withdrawal):	(40.00)	(40.00)

	Net full withdrawal proceeds:	$56,960.00	$37,212.00

 84  WELLS FARGO ADVANTAGE CHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

Partial withdrawal charge calculation — four-year withdrawal charge schedule:

This is an example of how we calculate the withdrawal charge on a contract with a four-year (from the date of each purchase payment) withdrawal charge schedule and the following history:

Assumptions:

•	We receive a single $50,000 purchase payment; and

•	You request a net partial withdrawal of $15,000.00 in the fourth contract year after you made the single purchase payment. The withdrawal charge percentage in the fourth year after a purchase payment is 6.0%; and

•	You have made no prior withdrawals.

We will look at two situations, one where the contract has a gain and another where there is a loss:

	Contract with Gain	Contract with Loss

Contract value just prior to withdrawal:	$60,000.00	$40,000.00
Contract value on prior anniversary:	58,000.00	42,000.00

We determine the amount of contract value that must be withdrawn in order for the net partial withdrawal proceeds to match the amount requested. We start with an estimate of the amount of contract value to withdraw and calculate the resulting withdrawal charge and net partial withdrawal proceeds as illustrated below. We then adjust our estimate and repeat until we determine the amount of contract value to withdraw that generates the desired net partial withdrawal proceeds.

We calculate the withdrawal charge for each estimate as follows:

Step 1.	First, we determine the amount of earnings available in the contract at the time of withdrawal as:
	Contract value just prior to withdrawal (CV):	60,000.00	40,000.00
	Less purchase payments received and not previously withdrawn (PPNPW):	50,000.00	50,000.00

	Earnings in the contract (but not less than zero):	10,000.00	0.00
Step 2.	Next, we determine the Total Free Amount (TFA) available in the contract as the greatest of the following values:
	Earnings in the contract:	10,000.00	0.00
	10% of the prior anniversary’s contract value:	5,800.00	4,200.00

	TFA (but not less than zero):	10,000.00	4,200.00
Step 3.	Next we determine ACV, the amount by which the contract value withdrawn exceeds earnings.
	Contract value withdrawn:	15,319.15	15,897.93
	Less earnings in the contract:	10,000.00	0.00

	ACV (but not less than zero):	5,319.15	15,897.93
Step 4.	Next we determine XSF, the amount by which 10% of the prior anniversary’s contract value exceeds earnings.
	10% of the prior anniversary’s contract value:	5,800.00	4,200.00
	Less earnings in the contract:	10,000.00	0.00

	XSF (but not less than zero):	0.00	4,200.00

WELLS FARGO ADVANTAGE CHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 85

Step 5.	Now we can determine how much of the PPNPW is being withdrawn (PPW) as follows:
	PPW = XSF + (ACV − XSF) / (CV − TFA) × (PPNPW − XSF)
	XSF from Step 4 =	0.00	4,200.00
	ACV from Step 3 =	5,319.15	15,897.93
	CV from Step 1 =	60,000.00	40,000.00
	TFA from Step 2 =	10,000.00	4,200.00
	PPNPW from Step 1 =	50,000.00	50,000.00

	PPW =	5,319.15	19,165.51
Step 6.	We then calculate the withdrawal charge as a percentage of PPW. Note that for a contract with a loss, PPW may be greater than the amount you request to withdraw:
	PPW:	5,319.15	19,165.51
	less XSF:	0.00	4,200.00

	amount of PPW subject to a withdrawal charge:	5,319.15	14,965.51
	multiplied by the withdrawal charge rate:	× 6.0%	× 6.0%

	withdrawal charge:	319.15	897.93
Step 7.	The dollar amount you will receive as a result of your partial withdrawal is determined as:
	Contract value withdrawn:	15,319.15	15,897.93
	Withdrawal charge:	(319.15)	(897.93)

	Net partial withdrawal proceeds:	$15,000.00	$15,000.00

 86  WELLS FARGO ADVANTAGE CHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

Appendix D: Example — Death Benefits

Example — ROP Death Benefit

Assumptions:

•	You purchase the contract with a payment of $20,000. You select contract Option L; and

•	during the first contract year you make an additional purchase payment of $5,000; and

•	during the second contract year the contract value falls to $22,000 and you take a $1,500 partial withdrawal, including withdrawal charge; and

•	during the third contract year the contract value grows to $23,000.

We calculate the ROP Death Benefit as follows:
1. Contract value at death:	$23,000.00

2. Purchase payments minus adjusted partial withdrawals:
Total purchase payments:	$25,000.00
minus adjusted partial withdrawals calculated as:

$1,500 × $25,000 $22,000 =	−1,704.55

for a death benefit of:	$23,295.45

ROP Death Benefit, calculated as the greatest of these two values:	$23,295.45

Example — MAV Death Benefit

Assumptions:

•	You purchase the contract with a payment of $25,000. You select contract Option L; and

•	on the first contract anniversary the contract value grows to $26,000; and

•	during the second contract year the contract value falls to $22,000, at which point you take a $1,500 (including withdrawal charge) partial withdrawal, leaving a contract value of $20,500.

We calculate the MAV Death Benefit, which is based on the greater of three values, as follows:
1. Contract value at death:	$20,500.00

2. Purchase payments minus adjusted partial withdrawals:
Total purchase payments:	$25,000.00
minus adjusted partial withdrawals, calculated as:

$1,500 × $25,000 $22,000 =	–1,704.55

for a death benefit of:	$23,295.45

3. The MAV immediately preceding the date of death:
Greatest of your contract anniversary values:	$26,000.00
plus purchase payments made since the prior anniversary:	+0.00
minus the death benefit adjusted partial withdrawals, calculated as:

$1,500 × $26,000 $22,000 =	−1,772.73

for a death benefit of:	$24,227.27

The MAV Death Benefit, calculated as the greatest of these three values, which is the MAV:	$24,227.27

WELLS FARGO ADVANTAGE CHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 87

Example — 5% Accumulation Death Benefit

Assumptions:

•	You purchase the contract with a payment of $25,000 with $5,000 allocated to the GPAs and $20,000 allocated to the subaccounts. You select Contract Option L; and

•	on the first contract anniversary, the GPA value is $5,200 and the subaccount value is $17,000. Total contract value is $23,200; and

•	during the second contract year the GPA value is $5,300 and the subaccount value is $19,000. Total contract value is $24,300. You take a $1,500 partial withdrawal (including withdrawal charges) all from the subaccounts, leaving the contract value at $22,800.

The death benefit, which is based on the greater of three values, is calculated as follows:
1. Contract value at death:	$22,800.00

2. Purchase payments minus adjusted partial withdrawals:
Total purchase payments:	$25,000.00
minus adjusted partial withdrawals, calculated as:

$1,500 × $25,000 $24,300 =	−1,543.21

for a death benefit of:	$23,456.79

3. The 5% variable account floor:
The variable account floor on the first contract anniversary, calculated as: 1.05 × $20,000 =	$21,000.00
plus amounts allocated to the subaccounts since that anniversary:	+0.00
minus the 5% variable account floor adjusted partial withdrawal from the subaccounts, calculated as:

$1,500 × $21,000 $19,000 =	−$1,657.89

variable account floor benefit:	$19,342.11
plus the GPA value:	+5,300.00
5% variable account floor (value of the GPAs, one-year fixed account and the variable account floor):	$24,642.11

The 5% Accumulation Death Benefit, calculated as the greatest of these three values, which is the 5% variable account floor:	$24,642.11

 88  WELLS FARGO ADVANTAGE CHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

Example — Enhanced Death Benefit

Assumptions:

•	You purchase the contract with a payment of $25,000 with $5,000 allocated to the GPAs and $20,000 allocated to the subaccounts. You select Contract Option L; and

•	on the first contract anniversary, the GPAs value is $5,200 and the subaccount value is $17,000. Total contract value is $23,200; and

•	during the second contract year the GPA value is $5,300 and the subaccount value is $19,000. Total contract value is $24,300. You take a $1,500 partial withdrawal (including withdrawal charges) all from the subaccounts, leaving the contract value at $22,800.

The death benefit, which is the greatest of four values, is calculated as follows:
1. Contract value at death:	$22,800.00

2. Purchase payments minus adjusted partial withdrawals:
Total purchase payments:	$25,000.00
minus adjusted partial withdrawals, calculated as:

$1,500 × $25,000 $24,300 =	−1,543.21

for a ROP Death Benefit of:	$23,456.79

3. The MAV on the anniversary immediately preceding the date of death:
The MAV on the immediately preceding anniversary:	$25,000.00
plus purchase payments made since that anniversary:	+0.00
minus adjusted partial withdrawals made since that anniversary, calculated as:

$1,500 × $25,000 $24,300 =	−1,543.21

for a MAV Death Benefit of:	$23,456.79

4. The 5% variable account floor:
The variable account floor on the first contract anniversary,
calculated as: 1.05 x $20,000 =	$21,000.00
plus amounts allocated to the subaccounts since that anniversary:	+0.00
minus the 5% variable account floor adjusted partial withdrawal from the subaccounts, calculated as:

$1,500 × $21,000 $19,000 =	−$1,657.89

variable account floor benefit:	$19,342.11
plus the GPA value:	+5,300.00
5% variable account floor (value of the GPAs and the variable account floor):	$24,642.11

EDB, calculated as the greatest of these four values, which is the 5% variable account floor:	$24,642.11

WELLS FARGO ADVANTAGE CHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 89

Appendix E: Example — Accumulation Protector Benefit Rider

Automatic Step Up
This example shows increases in the Minimum Contract Accumulation Value (MCAV) in the second, third and seventh contract anniversaries. These increases occur because of the automatic step up feature of the rider. The automatic step up does not create contract value, guarantee the performance of any underlying fund in which a subaccount invests, or provide a benefit that can be withdrawn or paid upon death. Rather, the automatic step up is an interim calculation used to arrive at the final MCAV which determines whether a benefit will be paid under the rider on the benefit date.

Assumptions:

•	You purchase a contract with a four-year withdrawal schedule with a payment of $125,000; and

•	you make no additional purchase payments to the contract; and

•	you take partial withdrawals from the contract on the fifth and eighth contract anniversaries in the amounts of $2,000 and $5,000, respectively; and

•	contract values increase or decrease according to the hypothetical assumed net rate of return; and

•	you do not exercise the elective step up option available under the rider; and

•	you do not change PN program investment options.

Based on these assumptions, the waiting period expires at the end of the 10th contract year. The rider then ends. On the benefit date the hypothetical assumed contract value is $108,118 and the MCAV is $136,513, so the contract value would be reset to equal the MCAV, or $136,513.

			MCAV	Hypothetical	Hypothetical
Contract			Adjusted	Assumed	Assumed
Duration	Purchase	Partial	Partial	Net Rate	Contract
in Years	Payments	Withdrawals	Withdrawal	of Return	Value	MCAV

At Issue	$125,000	$ N/A	$ N/A	N/A	$125,000	$125,000

1	0	0	0	12.0%	140,000	125,000

2	0	0	0	15.0%	161,000	128,800	(2)

3	0	0	0	3.0%	165,830	132,664	(2)

4	0	0	0	-8.0%	152,564	132,664

5	0	2,000	2,046	-15.0%	127,679	130,618

6	0	0	0	20.0%	153,215	130,618

7	0	0	0	15.0%	176,197	140,958	(2)

8	0	5,000	4,444	-10.0%	153,577	136,513

9	0	0	0	-20.0%	122,862	136,513

10(1)	0	0	0	-12.0%	108,118	136,513

(1)	The APB benefit date.
(2)	These values indicate where the automatic step up feature increased the MCAV.

Important Information About This Example:

•	If the actual rate of return during the waiting period causes the contract value to equal or exceed the MCAV on the benefit date, no benefit is paid under this rider.

•	Even if a benefit is paid under the rider on the benefit date, contract value allocated to the variable account after the benefit date continues to vary with the market and may go up or go down.

Elective Step Up
This example shows increases in the Minimum Contract Accumulation Value (MCAV) on the first, second, third and seventh contract anniversaries. These increases occur only if you exercise the elective step up Option within 30 days following the contract anniversary. The contract value on the date we receive your written request to step up must be greater than the MCAV on that date. The elective step up does not create contract value, guarantee the performance of any underlying fund in which a subaccount invests, or provide a benefit that can be withdrawn or paid upon death. Rather, the elective step up is an interim calculation used to arrive at the final MCAV which determines whether a benefit will be paid under the rider on the benefit date.

Assumptions:

•	You purchase a contract with a four-year withdrawal schedule with a payment of $125,000; and

 90  WELLS FARGO ADVANTAGE CHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

•	you make no additional purchase payments to the contract; and

•	you take partial withdrawals from the contract on the fifth, eighth and thirteenth contract anniversaries in the amounts of $2,000, $5,000 and $7,500, respectively; and

•	contract values increase or decrease according to the hypothetical assumed net rate of return; and

•	the elective step up is exercised on the first, second, third and seventh contract anniversaries; and

•	you do not change PN program investment options.

Based on these assumptions, the 10 year waiting period restarts each time you exercise the elective step up option (on the first, second, third and seventh contract anniversaries in this example). The waiting period expires at the end of the 10th contract year following the last exercise of the elective step up option. When the waiting period expires, the rider ends. On the benefit date the hypothetical assumed contract values is $99,198 and the MCAV is $160,117, so the contract value would be reset to equal the MCAV, or $160,117.

	Years				MCAV	Hypothetical	Hypothetical
Contract	Remaining in				Adjusted	Assumed	Assumed
Duration	the Waiting		Purchase	Partial	Partial	Net Rate	Contract
in Years	Period		Payments	Withdrawals	Withdrawal	of Return	Value	MCAV

At Issue	10		$125,000	$ N/A	$ N/A	N/A	$125,000	$125,000

1	10	(2)	0	0	0	12.0%	140,000	140,000	(3)

2	10	(2)	0	0	0	15.0%	161,000	161,000	(3)

3	10	(2)	0	0	0	3.0%	165,830	165,830	(3)

4	9		0	0	0	–8.0%	152,564	165,830

5	8		0	2,000	2,558	–15.0%	127,679	163,272

6	7		0	0	0	20.0%	153,215	163,272

7	10	(2)	0	0	0	15.0%	176,197	176,197	(3)

8	9		0	5,000	5,556	–10.0%	153,577	170,642

9	8		0	0	0	–20.0%	122,862	170,642

10	7		0	0	0	–12.0%	108,118	170,642

11	6		0	0	0	3.0%	111,362	170,642

12	5		0	0	0	4.0%	115,817	170,642

13	4		0	7,500	10,524	5.0%	114,107	160,117

14	3		0	0	0	6.0%	120,954	160,117

15	2		0	0	0	–5.0%	114,906	160,117

16	1		0	0	0	–11.0%	102,266	160,117

17(1)	0		0	0	0	–3.0%	99,198	160,117

(1)	The APB benefit date.
(2)	The waiting period restarts when the elective step up is exercised.
(3)	These values indicate when the elective step up feature increased the MCAV.

Important Information About This Example:

•	If the actual rate of return during the waiting period causes the contract value to equal or exceed the MCAV on the benefit date, no benefit is paid under this rider.

•	Exercising the elective step up provision may result in an increase in the charge that you pay for this rider.

•	Even if a benefit is paid under the rider on the benefit date, contract value allocated to the variable account after the benefit date continues to vary with the market and may go up or go down.

WELLS FARGO ADVANTAGE CHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 91

Appendix F: Example — Guarantor Withdrawal Benefit for Life Rider

EXAMPLE #1: Covered person has not reached age 65 at the time the contract and rider are purchased.

Assumptions:

•	You purchase the contract with a payment of $100,000.

•	You are the sole owner and also the annuitant. You are age 60.

•	You make no additional payments to the contract.

•	Automatic annual step-ups are applied each anniversary when available, where the contract value is greater than the RBA and/or 6% of the contract value is greater than the ALP. Applied annual step-ups are indicated in bold.

			Hypothetical
Contract			Assumed
Duration	Purchase	Partial	Contract	Basic Withdrawal Benefit						Lifetime Withdrawal Benefit
in Years	Payments	Withdrawals	Value	GBA		RBA		GBP	RBP	ALP			RALP

At Issue	$100,000	$ N/A	$100,000	$100,000		$100,000		$7,000	$7,000	$	N/A		$	N/A

0.5	0	7,000	92,000	100,000		93,000		7,000	0		N/A			N/A

1	0	0	91,000	100,000		93,000		7,000	7,000		N/A			N/A

1.5	0	7,000	83,000	100,000		86,000		7,000	0		N/A			N/A

2	0	0	81,000	100,000		86,000		7,000	7,000		N/A			N/A

5	0	0	75,000	100,000		86,000		7,000	7,000		5,160	(1)		5,160	(1)

5.5	0	5,160	70,000	100,000		80,840		7,000	1,840		5,160			0

6	0	0	69,000	100,000		80,840		7,000	7,000		5,160			5,160

6.5	0	7,000	62,000	100,000		73,840		7,000	0		3,720	(2)		0

7	0	0	70,000	100,000		73,840		7,000	7,000		4,200			4,200

7.5	0	10,000	51,000	51,000	(3)	51,000	(3)	3,570	0		3,060	(3)		0

8	0	0	55,000	55,000		55,000		3,850	3,850		3,300			3,300

At this point, assuming no additional activity (step ups, excess withdrawals, purchase payments, spousal continuation or contract ownership change), you can continue to withdraw up to either the GBP of $3,850 each year until the RBA is reduced to zero, or the ALP of $3,300 each year until the later of your death or the RBA is reduced to zero.

(1)	The ALP and RALP are established on the contract anniversary date following the date the covered person reaches age 65.
(2)	The $7,000 withdrawal is greater than the $5,160 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the ALP, resetting the ALP to the lesser of the prior ALP or 6% of the contract value following the withdrawal.
(3)	The $10,000 withdrawal is greater than both the $7,000 RBP allowed under the basic withdrawal benefit and the $4,200 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the GBA, RBA, and ALP. The GBA is reset to the lesser of the prior GBA or the contract value following the withdrawal. The RBA is reset to the lesser of the prior RBA less the withdrawal or the contract value following the withdrawal. The ALP is reset to the lesser of the prior ALP or 6% of the contract value following the withdrawal.

 92  WELLS FARGO ADVANTAGE CHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

EXAMPLE #2: Covered person has reached 65 at the time the contract and rider are purchased.

Assumptions:

•	You purchase the contract with a payment of $100,000.

•	You are the sole owner and also the annuitant. You are age 65.

•	You make no additional payments to the contract.

•	Automatic annual step-ups are applied each anniversary when available, where the contract value is greater than the RBA and/or 6% of the contract value is greater than the ALP. Applied annual step-ups are indicated in bold.

			Hypothetical
Contract			Assumed
Duration	Purchase	Partial	Contract	Basic Withdrawal Benefit							Lifetime Withdrawal Benefit
in Years	Payments	Withdrawals	Value	GBA		RBA		GBP	RBP		ALP		RALP

At Issue	$100,000	$ N/A	$100,000	$100,000		$100,000		$7,000	$7,000		$6,000		$6,000

1	0	0	105,000	105,000		105,000		7,350	7,000	(1)	6,300		6,000	(1)

2	0	0	110,000	110,000		110,000		7,700	7,000	(1)	6,600		6,000	(1)

3	0	0	110,000	110,000		110,000		7,700	7,700	(2)	6,600		6,600	(2)

3.5	0	6,600	110,000	110,000		103,400		7,700	1,100		6,600		0

4	0	0	115,000	115,000		115,000		8,050	8,050		6,900		6,900

4.5	0	8,050	116,000	115,000		106,950		8,050	0		6,900	(3)	0

5	0	0	120,000	120,000		120,000		8,400	8,400		7,200		7,200

5.5	0	10,000	122,000	120,000	(4)	110,000	(4)	8,400	0		7,200	(4)	0

6	0	0	125,000	125,000		125,000		8,750	8,750		7,500		7,500

At this point, assuming no additional activity (step ups, excess withdrawals, purchase payments, spousal continuation or contract ownership change), you can continue to withdraw up to either the GBP of $8,750 each year until the RBA is reduced to zero, or the ALP of $7,500 each year until the later of your death or the RBA is reduced to zero.

(1)	The annual step-up has not been applied to the RBP or RALP because any withdrawal after step up during the waiting period would reverse any prior step ups prior to determining if the withdrawal is excess. Therefore, during the waiting period, the RBP is the amount you can withdraw without incurring the GBA and RBA excess withdrawal processing, and the RALP is the amount you can withdraw without incurring the ALP excess withdrawal processing.
(2)	On the third anniversary (after the end of the waiting period), the RBP and RALP are set equal to the GBP and ALP, respectively.
(3)	The $8,050 withdrawal is greater than the $6,900 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the ALP, resetting the ALP to the lesser of the prior ALP or 6% of the contract value following the withdrawal.
(4)	The $10,000 withdrawal is greater than both the $8,400 RBP allowed under the basic withdrawal benefit and the $7,200 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the GBA, RBA, and ALP. The GBA is reset to the lesser of the prior GBA or the contract value following the withdrawal. The RBA is reset to the lesser of the prior RBA less the withdrawal or the contract value following the withdrawal. The ALP is reset to the lesser of the prior ALP or 6% of the contract value following the withdrawal.

WELLS FARGO ADVANTAGE CHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 93

Appendix G: Guarantor Withdrawal Benefit for Life Rider — Additional RMD Disclosure

This appendix describes our current administrative practice for determining the amount of withdrawals in any contract year which an owner may take under the Guarantor Withdrawal Benefit for Life rider to satisfy the RMD rules under 401(a)(9) of the Code without application of the excess withdrawal procedures described in the rider. We reserve the right to modify this administrative practice at any time upon 30 days’ written notice to you.

For owners subject to annual RMD rules under Section 401(a)(9) of the Code, the amounts you withdraw each year from this contract to satisfy these rules are not subject to excess withdrawal processing under the terms of the rider subject to the following rules and our current administrative practice:

(1)	If on the date we calculated your Annual Life Expectancy Required Minimum Distribution Amount (ALERMDA), it is greater than the RBP from the beginning of the current contract year,

•	Basic Additional Benefit Amount (BABA) will be set equal to that portion of your ALERMDA that exceeds the RBP from the beginning of the current contract year.

•	Any withdrawals taken in a contract year will count first against and reduce the RBP for that contract year.

•	Once the RBP for the current contract year has been depleted, any additional amounts withdrawn will count against and reduce the BABA. These withdrawals will not be considered excess withdrawals with regard to the GBA and RBA as long as they do not exceed the remaining BABA.

•	Once the BABA has been depleted, any additional withdrawal amounts will be considered excess withdrawals with regard to the GBA and RBA and will subject them all to the excess withdrawal processing described in the Guarantor Withdrawal Benefit for Life rider.

(2)	If on the date we calculated your ALERMDA, it is greater than the RALP from the beginning of the current Contract Year,

•	A Lifetime Additional Benefit Amount (LABA) will be set equal to that portion of your ALERMDA that exceeds the RALP from the beginning of the current contract year.

•	Any withdrawals taken in a contract year will count first against and reduce the RALP for that contract year.

•	Once the RALP for the current contract year has been depleted, any additional amounts withdrawn will count against and reduce the LABA. These withdrawals will not be considered excess withdrawals with regard to the ALP as long as they do not exceed the remaining LABA.

•	Once the LABA has been depleted, any additional withdrawal amounts will be considered excess withdrawals with regard to the ALP and will subject the ALP to the excess withdrawal processing described by the Guarantor Withdrawal Benefit for Life rider.

(3)	If the ALP is established on a policy anniversary where your current ALERMDA is greater than the new RALP,

•	An initial LABA will be set equal to that portion of your ALERMDA that exceeds the new RALP.

•	This new LABA will be immediately reduced by the amount that total withdrawals in the current calendar year exceed the new RALP, but shall not be reduced to less than zero.

The Annual Life Expectancy Required Minimum Distribution Amount (ALERMDA) is:

(1)	determined by us each calendar year;

(2)	based solely on the value of the contract to which the Guarantor Withdrawal Benefit for Life rider is attached as of the date we make the determination; and

(3)	is otherwise based on the company’s understanding and interpretation of the requirements for life expectancy distributions intended to satisfy the required minimum distribution rules under Code Section 401(a)(9) and the Treasury Regulations promulgated thereunder, as applicable on the effective date of this prospectus, to:

1.	an individual retirement annuity (Section 408(b));

2.	a Roth individual retirement account (Section 408A);

3.	a Simplified Employee Pension plan (Section 408(k));

4.	a tax-sheltered annuity rollover (Section 403(b)).

In the future, the requirements under the Code for such distributions may change and the life expectancy amount calculation provided under your Guarantor Withdrawal Benefit for Life rider may not be sufficient to satisfy the requirements under the Code for these types of distributions. In such a situation, amounts withdrawn to satisfy such distribution requirements will exceed your available RBP or RALP amount and may result in the reduction of your GBA, RBA, and/or ALP as described under the excess withdrawal provision of the rider.

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In cases where the Code does not allow the life expectancy of a natural person to be used to calculate the required minimum distribution amount (e.g., ownership by a trust or a charity), we will calculate the life expectancy RMD amount calculated by us as zero in all years. The life expectancy required minimum distribution amount calculated by us will also equal zero in all years.

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Appendix H: Guarantor Withdrawal Benefit — Rider B Disclosure

GUARANTOR WITHDRAWAL BENEFIT RIDER
The Guarantor Withdrawal Benefit rider is an optional benefit that was offered for an additional annual charge if:

•	your contract application is signed prior to April 29, 2005(1),(2);

•	the rider was available in your state; and

•	you and the annuitant were 79 or younger on the date the contract was issued.

(1)	The Guarantor Withdrawal Benefit rider is not available under an inherited qualified annuity.
(2)	In previous disclosure, we have referred to this rider as Rider B. This rider is no longer available for purchase. See the Guarantor Withdrawal Benefit for Life and Guarantor Withdrawal Benefit sections in this prospectus for information about currently offered versions of this benefit. See the rider attached to your contract for the actual terms of the benefit you purchased.

You must elect the Guarantor Withdrawal Benefit rider when you purchase your contract (original rider). This benefit may not be available in your state. The original rider you receive at contract issue offers an elective annual step-up and any withdrawal after a step up during the first three years is considered an excess withdrawal, as described below. The rider effective date of the original rider is the contract issue date.

We will offer you the option of replacing the original rider with a new Guarantor Withdrawal Benefit (enhanced rider), if available in your state. The enhanced rider offers an automatic annual step-up and a withdrawal after a step up during the first three years is not necessarily an excess withdrawal, as described below. The effective date of the enhanced rider will be the contract issue date except for the automatic step-up which will apply to contract anniversaries that occur after you accept the enhanced rider. The descriptions below apply to both the original and enhanced riders unless otherwise noted.

The Guarantor Withdrawal Benefit initially provides a guaranteed minimum withdrawal benefit that gives you the right to take limited partial withdrawals in each contract year that over time will total an amount equal to your purchase payments. Certain withdrawals and step ups, as described below, can cause the initial guaranteed withdrawal benefit to change. The guarantee remains in effect if your partial withdrawals in a contract year do not exceed the allowed amount. As long as your withdrawals in each contract year do not exceed the allowed amount, you will not be assessed a withdrawal charge. Under the original rider, the allowed amount is the Guaranteed Benefit Payment (GBP — the amount you may withdraw under the terms of the rider in each contract year, subject to certain restrictions prior to the third contract anniversary, as described below). Under the enhanced rider, the allowed amount is equal to 7% of purchase payments for the first three years, and the GBP in all other years.

If you withdraw an amount greater than the allowed amount in a contract year, we call this an “excess withdrawal” under the rider. If you make an excess withdrawal under the rider:

•	withdrawal charges, if applicable, will apply only to the amount of the withdrawal that exceeds the allowed amount;

•	the guaranteed benefit amount will be adjusted as described below; and

•	the remaining benefit amount will be adjusted as described below.

For a partial withdrawal that is subject to a withdrawal charge, the amount we actually deduct from your contract value will be the amount you request plus any applicable withdrawal charge (see “Charges — Withdrawal Charge”). Market value adjustments, if applicable, will also be made (see “Guarantee Period Accounts (GPAs) — Market Value Adjustment”). We pay you the amount you request. Any partial withdrawals you take under the contract will reduce the value of the death benefits (see “Benefits in Case of Death”). Upon full withdrawal of the contract, you will receive the remaining contract value less any applicable charges (see “Withdrawals”).

Once elected, the Guarantor Withdrawal Benefit rider may not be cancelled and the fee will continue to be deducted until the contract is terminated, the contract value reduces to zero (described below) or annuity payouts begin. If you select the Guarantor Withdrawal Benefit rider, you may not select an Income Assurer Benefit rider or the Accumulation Protector Benefit rider. If you exercise the annual step up election (see “Elective Step Up” and “Annual Step Up” below), the special spousal continuation step up election (see “Spousal Continuation and Special Spousal Continuation Step Up” below) or change your PN program model portfolio or investment option the rider charge may change (see “Charges”).

You should consider whether the Guarantor Withdrawal Benefit is appropriate for you because:

•	Use of Asset Allocation Program Required: You must participate in the asset allocation program (see “Making the Most of Your Contract — Asset Allocation Program”), however, you may elect to participate in the Portfolio Navigator program after May 1, 2006 (see “Making the Most of Your Contract — Portfolio Navigator Program”). The Portfolio Navigator program and the asset allocation program limit your choice of investments. This means you will not be able to allocate contract value to all of the subaccounts, GPAs or the one-year fixed account that are available under the contract to contract owners who do not elect this rider;

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•	Tax Considerations for Non-Qualified Annuities: Withdrawals are taxable income to the extent of earnings. Withdrawals of earnings before age 59 1/2 may also incur a 10% IRS early withdrawal penalty.

•	Tax Considerations for Qualified Annuities: Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract (see “Taxes — Qualified Annuities — Required Minimum Distributions”). If you have a qualified annuity, you may need to take an RMD. If you make a withdrawal in any contract year to satisfy an RMD, this may constitute an excess withdrawal, as defined below, and the excess withdrawal procedures described below will apply. Under the terms of the enhanced rider, we allow you to satisfy the RMD based on the life expectancy RMD for your contract and the requirements of the Code and regulations in effect when you purchase your contract, without the withdrawal being treated as an excess withdrawal. It is our current administrative practice to make the same accommodation under the original rider, however, we reserve the right to discontinue our administrative practice and will give you 30 days’ written notice of any such change. See Appendix I for additional information. RMD rules follow the calendar year which most likely does not coincide with your contract year and therefore may limit when you can take your RMD and not be subject to excess withdrawal processing. You should consult your tax advisor before you select this optional rider if you have any questions about the use of this rider in your tax situation;

•	Limitations on TSAs: Your right to take withdrawals is restricted if your contract is a TSA (see “TSA — Special Provisions”).

•	Limitations on Purchase Payments: We reserve the right to limit the cumulative amount of purchase payments, subject to state restrictions. For current limitations, see “Buying Your Contract — Purchase Payments.”

•	Interaction with the Total Free Amount (TFA) contract provision: The TFA is the amount you are allowed to withdraw in each contract year without incurring a withdrawal charge (see “Charges — Withdrawal Charge”). The TFA may be greater than GBP under this rider. Any amount you withdraw in a contract year under the contract’s TFA provision that exceeds the GBP is subject to the excess withdrawal procedures for the GBA and RBA described below.

The terms “Guaranteed Benefit Amount” and “Remaining Benefit Amount” are described below. Each is used in the operation of the GBP, the RBP, the elective step up, the annual step up, the special spousal continuation step up and the Guarantor Withdrawal Benefit annuity payout option.

Guaranteed Benefit Amount
The Guaranteed Benefit Amount (GBA) is equal to the initial purchase payment, adjusted for subsequent purchase payments, partial withdrawals in excess of the GBP, and step ups. The maximum GBA is $5,000,000.

The GBA is determined at the following times:

•	At contract issue — the GBA is equal to the initial purchase payment;

•	When you make additional purchase payments — each additional purchase payment has its own GBA equal to the amount of the purchase payment. The total GBA when an additional purchase payment is added is the sum of the individual GBAs immediately prior to the receipt of the additional purchase payment, plus the GBA associated with the additional purchase payment;

•	At step up — (see “Elective Step Up” and “Annual Step Up” headings below).

•	When you make a partial withdrawal:

a)	and all of your withdrawals in the current contract year, including the current withdrawal, are less than or equal to the GBP — the GBA remains unchanged. If the partial withdrawal is taken during the first three years, the GBA and the GBP are calculated after the reversal of any prior step ups;

b)	and all of your withdrawals in the current contract year, including the current withdrawal, are greater than the GBP — the following excess withdrawal procedure will be applied to the GBA. If the partial withdrawal is taken during the first three years, the GBA and the GBP are calculated after the reversal of any prior step ups:

c)	under the original rider in a contract year after a step up but before the third contract anniversary — the following excess withdrawal procedure will be applied to the GBA. Note that if the partial withdrawal is taken during the first three years, the GBA and the GBP are calculated after the reversal of any prior step ups:

GBA EXCESS WITHDRAWAL PROCEDURE
The total GBA will automatically be reset to the lesser of (a) the total GBA immediately prior to the withdrawal; or (b) the contract value immediately following the withdrawal. If there have been multiple purchase payments, each payment’s GBA after the withdrawal will be reset to equal that payment’s RBA after the withdrawal plus (a) times (b), where:

(a)	is the ratio of the total GBA after the withdrawal less the total RBA after the withdrawal to the total GBA before the withdrawal less the total RBA after the withdrawal; and

(b)	is each payment’s GBA before the withdrawal less that payment’s RBA after the withdrawal.

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Remaining Benefit Amount
The remaining benefit amount (RBA) at any point is the total guaranteed amount available for future partial withdrawals. The maximum RBA is $5,000,000.

The RBA is determined at the following times:

•	At contract issue — the RBA is equal to the initial purchase payment;

•	When you make additional purchase payments — each additional purchase payment has its own RBA equal to the amount of the purchase payment. The total RBA when an additional purchase payment is added is the sum of the individual RBAs immediately prior to the receipt of the additional purchase payment, plus the RBA associated with the additional payment;

•	At step up — (see “Elective Step Up” and “Annual Step Up” headings below).

•	When you make a partial withdrawal:

a)	and all of your withdrawals in the current contract year, including the current withdrawal, are less than or equal to the GBP — the RBA becomes the RBA immediately prior to the partial withdrawal, less the partial withdrawal. Note that if the partial withdrawal is taken during the first three years, the RBA and the GBP are calculated after the reversal of any prior step ups;

b)	and all of your withdrawals in the current contract year, including the current withdrawal, are greater than the GBP — the following excess withdrawal procedure will be applied to the RBA. If the partial withdrawal is taken during the first three years, the RBA and the GBP are calculated after the reversal of any prior step ups;

c)	under the original rider after a step up but before the third contract anniversary — the following excess withdrawal procedure will be applied to the RBA. If the partial withdrawal is taken during the first three years, the RBA and the GBP are calculated after the reversal of any prior step ups;

RBA EXCESS WITHDRAWAL PROCEDURE
The RBA will automatically be reset to the lesser of (a) the contract value immediately following the withdrawal, or (b) the RBA immediately prior to the withdrawal, less the amount of the withdrawal.

If there have been multiple purchase payments, any reduction of the RBA will be taken out of each payment’s RBA in the following manner:

The withdrawal amount up to the remaining benefit payment (defined below) is taken out of each RBA bucket in proportion to its remaining benefit payment at the time of the withdrawal; and the withdrawal amount above the remaining benefit payment and any amount determined by the excess withdrawal procedure are taken out of each RBA bucket in proportion to its RBA at the time of the withdrawal.

Guaranteed Benefit Payment
Under the original rider, the GBP is the amount you may withdraw under the terms of the rider in each contract year, subject to certain restrictions prior to the third anniversary.

Under the enhanced rider, the GBP is the withdrawal amount that you are entitled to take each contract year after the third anniversary until the RBA is depleted.

Under both the original and enhanced riders, the GBP is the lesser of (a) 7% of the GBA; or (b) the RBA.

If you withdraw less than the GBP in a contract year, there is no carry over to the next contract year.

Remaining Benefit Payment
Under the original rider, at the beginning of each contract year, the remaining benefit payment (RBP) is set as the lesser of (a) the GBP, or (b) the RBA.

Under the enhanced rider, at the beginning of each contract year, during the first three years and prior to any withdrawal, the RBP for each purchase payment is set equal to that purchase payment, multiplied by 7%. At the beginning of any other contract year, each individual RBP is set equal to each individual GBP.

Each additional purchase payment has its own RBP established equal to that payment’s GBP. The total RBP is equal to the sum of the individual RBPs.

Whenever a partial withdrawal is made, the RBP equals the RBP immediately prior to the partial withdrawal less the amount of the partial withdrawal, but not less than zero.

Elective Step Up (under the original rider only)
You have the option to increase the RBA, the GBA, the GBP and the RBP beginning with the first contract anniversary. An annual elective step up option is available for 30 days after the contract anniversary. The elective step up option allows you to

 98  WELLS FARGO ADVANTAGE CHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

step up the remaining benefit amount and guaranteed benefit amount to the contract value on the valuation date we receive your written request to step up.

The elective step up is subject to the following rules:

•	if you do not take any withdrawals during the first three contract years, you may step up annually beginning with the first contract anniversary;

•	if you take any withdrawals during the first three contract years, the annual elective step up will not be available until the third contract anniversary;

•	if you step up but then take a withdrawal prior to the third contract anniversary, you will lose any prior step ups and the withdrawal will be considered an excess withdrawal subject to the GBA and RBA excess withdrawal procedures discussed under the “Guaranteed Benefit Amount” and “Remaining Benefit Amount” headings above; and

•	you may take withdrawals on or after the third contract anniversary without reversal of previous step ups.

You may only step up if your contract anniversary value is greater than the RBA. The elective step up will be determined as follows: The effective date of the elective step up is the contract anniversary.

•	The RBA will be increased to an amount equal to the contract anniversary value.

•	The GBA will be increased to an amount equal to the greater of (a) the GBA immediately prior to the elective step up; or (b) the contract anniversary value.

•	The GBP will be increased to an amount equal to the greater of (a) the GBP immediately prior to the elective step up; or (b) 7% of the GBA after the elective step up.

•	The RBP will be increased to the lesser of (a) the RBA after the elective step up; or (b) the GBP after the elective step up.

You may elect a step up only once each contract year within 30 days after the contract anniversary. Once a step up has been elected, another step up may not be elected until the next contract anniversary.

Annual Step Up (under the enhanced rider only)
Beginning with the first contract anniversary after you accept the enhanced rider, an increase of the RBA, the GBA, the GBP and the RBP may be available. A step up does not create contract value, guarantee performance of any investment options, or provide a benefit that can be withdrawn or paid upon death. Rather, a step up determines the current values of the GBA, RBA, GBP, and RBP, and may extend the payment period or increase allowable payment.

The annual step up is subject to the following rules:

•	The annual step up is available when the RBA would increase on the step up date. The applicable step up date depends on whether the annual step up is applied on an automatic or elective basis.

•	If the application of the step does not increase the rider charge, the annual step up will be automatically applied to your contract and the step up date is the contract anniversary date.

•	If the application of the step up would increase the rider charge, the annual step up is not automatically applied. Instead, you have the option to step up for 30 days after the contract anniversary. If you exercise the elective annual step up option, you will pay the rider charge in effect on the step up date. If you wish to exercise the elective annual step up option, we must receive a request from you or your investment professional. The step up date is the date we receive your request to step up. If your request is received after the close of business, the step up date will be the next valuation day.

•	Only one step up is allowed each contract year.

•	If you take any withdrawals during the first three contract years, any previously applied step ups will be reversed and the annual step up will not be available until the third contract anniversary;

•	You may take withdrawals on or after the third contract anniversary without reversal of previous step ups.

The annual step up will be determined as follows:

•	The RBA will be increased to an amount equal to the contract value on the step up date.

•	The GBA will be increased to an amount equal to the greater of (a) the GBA immediately prior to the annual step up; or (b) the contract value on the step up date.

•	The GBP will be calculated as described earlier, but based on the increased GBA and RBA.

•	The RBP will be reset as follows:

(a)	Prior to any withdrawals during the first three years, the RBP will not be affected by the step up.

(b)	At any other time, the RBP will be reset as the increased GBP less all prior withdrawals made during the current contract year, but never less than zero.

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Spousal Continuation and Special Spousal Continuation Step Up
If a surviving spouse elects to continue the contract, this rider also continues. The spousal continuation step up is in addition to the elective step up or the annual step up. When a spouse elects to continue the contract, any rider feature processing particular to the first three years of the contract as described in this prospectus no longer applies. The GBA, RBA and GBP values remain unchanged. The RBP is automatically reset to the GBP less all prior withdrawals made in the current contract year, but not less than zero.

A spousal continuation step up occurs automatically when the spouse elects to continue the contract. The rider charge will not change upon this automatic step up.

Under this step up, the RBA will be reset to the greater of the RBA on the valuation date we receive the spouse’s written request to continue the contract and the death benefit that would otherwise have been paid; the GBA will be reset to the greater of the GBA on the valuation date we receive the spouse’s written request to continue the contract and the death benefit that would otherwise have been paid.

Guaranteed Withdrawal Benefit Annuity Payout Option
Several annuity payout plans are available under the contract. As an alternative to these annuity payout plans, a fixed annuity payout option is available under the Guarantor Withdrawal Benefit.

Under this option the amount payable each year will be equal to the remaining schedule of GBPs, but the total amount paid over the life of the annuity will not exceed the current total RBA at the time you begin this fixed annuity option. These annualized amounts will be paid in the frequency that you elect. The frequencies will be among those offered by us at that time but will be no less frequent than annually. If, at the death of the owner, total payments have been made for less than the RBA, the remaining payments will be paid to the beneficiary (see “The Annuity Payout Period” and “Taxes”).

This annuity payout option may also be elected by the beneficiary of a contract as a settlement option. Whenever multiple beneficiaries are designated under the contract, each such beneficiary’s share of the proceeds if they elect this option will be in proportion to their applicable designated beneficiary percentage. Beneficiaries of nonqualified contracts may elect this settlement option subject to the distribution requirements of the contract. We reserve the right to adjust the remaining schedule of GBPs if necessary to comply with the Code.

If Contract Value Reduces to Zero
If the contract value reduces to zero and the RBA remains greater than zero, the following will occur:

•	you will be paid according to the annuity payout option described above;

•	we will no longer accept additional purchase payments;

•	you will no longer be charged for the rider;

•	any attached death benefit riders will terminate; and

•	the death benefit becomes the remaining payments under the annuity payout option described above.

If the contract value falls to zero and the RBA is depleted, the Guarantor Withdrawal Benefit rider and the contract will terminate.

For an example, see Appendix J.

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Appendix I: Guarantor Withdrawal Benefit Rider —
Additional RMD Disclosure

For owners subject to annual RMD rules under Section 401(a)(9) of the Code, the amounts you withdraw each year from this contract to satisfy these rules are not subject to excess withdrawal processing under the terms of the rider subject to the following rules and our current administrative practice:

(1)	If your Annual Life Expectancy Required Minimum Distribution Amount (ALERMDA) is greater than the GBP on the date we calculated the ALERMDA, an Additional Benefit Amount (ABA) will be set equal to that portion of your ALERMDA that exceeds the GBP.

(2)	Any withdrawals taken in a contract year will count first against and reduce the RBP for that contract year.

(3)	Once the RBP for the current contract year has been depleted, any additional amounts withdrawn will count against and reduce any ABA. These withdrawals will not be considered excess withdrawals as long as they do not exceed the remaining ABA.

(4)	Once the ABA has been depleted, any additional withdrawal amounts will be considered excess withdrawals and will initiate the excess withdrawal procedure described by the Guarantor Withdrawal Benefit rider.

The Annual Life Expectancy Required Minimum Distribution Amount (ALERMDA) is:

(1)	determined by us each calendar year,

(2)	based on the value of this contract alone on the date it is determined, and

(3)	based on the company’s understanding and interpretation of the requirements for the following types of plans under the Code as of the date of this prospectus:

Life expectancy distributions intended to satisfy the required minimum distribution rules under Code Section 401(a)(9) and the Treasury Regulations promulgated thereunder, as applicable, to:

1.	an individual retirement annuity (Code Section 408(b)),

2.	a Roth individual retirement account (Code Section 408A),

3.	a Simplified Employee Pension plan (Code Section 408(k)),

4.	a 401K plan (Code Section 401(k)) (with our approval),

5.	custodial and investment only plans (Code Section 401(a)) (with our approval),

6.	a tax-sheltered annuity rollover (Code Section 403(b)).

In the future, the requirements under tax law for such distributions may change and the life expectancy amount calculation provided under your Guarantor Withdrawal Benefit rider may not be sufficient to satisfy the requirements under the tax law for these types of distributions. In such a situation, amounts withdrawn to satisfy such distribution requirements will exceed your GBP amount and may result in the reduction of your GBA and RBA as described under the excess withdrawal provision of the rider.

In cases where the Code does not allow the life expectancy of a natural person to be used to calculate the required minimum distribution amount (e.g. some ownerships by trusts and charities), the life expectancy required minimum distribution amount calculated by us will equal zero in all years. The life expectancy required minimum distribution amount calculated by us will also equal zero in all years for contracts not covered by the sections of the Code listed above as of the date of this prospectus.

Please consult your tax advisor about the impact of these rules prior to purchasing the Guarantor Withdrawal Benefit rider.

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Appendix J: Example — Guarantor Withdrawal Benefit Rider

Example of the Guarantor Withdrawal Benefit — This example illustrates both Rider A (see “Optional Benefits”) and Rider B (see Appendix H).

Assumptions:

•	You purchase the contract with a payment of $100,000; and

•	you select contract Option L.

The Guaranteed Benefit Amount (GBA) equals your purchase payment:	$100,000
The Guaranteed Benefit Payment (GBP) equals 7% of your GBA:
0.07 × $100,000 =	$7,000
The Remaining Benefit Amount (RBA) equals your purchase payment:	$100,000
On the first contract anniversary the contract value grows to $110,000. You decide to step up your benefit.
The RBA equals 100% of your contract value:	$110,000
The GBA equals 100% of your contract value:	$110,000
The GBP equals 7% of your stepped-up GBA:
0.07 × $110,000 =	$7,700
During the fourth contract year you decide to take a partial withdrawal of $7,700.
You took a partial withdrawal equal to your GBP, so your RBA equals the prior RBA less the amount of the partial withdrawal:
$110,000 – $7,700 =	$102,300
The GBA equals the GBA immediately prior to the partial withdrawal:	$110,000
The GBP equals 7% of your GBA:
0.07 × $110,000 =	$7,700
On the fourth contract anniversary you make an additional purchase payment of $50,000.
The new RBA for the contract is equal to your prior RBA plus 100% of the additional purchase payment:
$102,300 + $50,000 =	$152,300
The new GBA for the contract is equal to your prior GBA plus 100% of the additional purchase payment:
$110,000 + $50,000 =	$160,000
The new GBP for the contract is equal to your prior GBP plus 7% of the additional purchase payment:
$7,700 + $3,500 =	$11,200
On the fifth contract anniversary your contract value grows to $200,000. You decide to step up your benefit.
The RBA equals 100% of your contract value:	$200,000
The GBA equals 100% of your contract value:	$200,000
The GBP equals 7% of your stepped-up GBA:
0.07 × $200,000 =	$14,000
During the seventh contract year your contract value grows to $230,000. You decide to take a partial withdrawal of $20,000. You took more than your GBP of $14,000 so your RBA gets reset to the lesser of:

(1) your contract value immediately following the partial withdrawal;
$230,000 – $20,000 =	$210,000
OR
(2) your prior RBA less the amount of the partial withdrawal.
$200,000 – $20,000 =	$180,000
Reset RBA = lesser of (1) or (2) =	$180,000

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The GBA gets reset to the lesser of:
(1) your prior GBA	$200,000
OR
(2) your contract value immediately following the partial withdrawal;
$230,000 – $20,000 =	$210,000
Reset GBA = lesser of (1) or (2) =	$200,000
The Reset GBP is equal to 7% of your Reset GBA:
0.07 × $200,000 =	$14,000
During the eighth contract year your contract value falls to $175,000. You decide to take a partial withdrawal of $25,000. You took more than your GBP of $14,000 so your RBA gets reset to the lesser of:

(1) your contract value immediately following the partial withdrawal;
$175,000 – $25,000 =	$150,000
OR
(2) your prior RBA less the amount of the partial withdrawal.
$180,000 – $25,000 =	$155,000
Reset RBA = lesser of (1) or (2) =	$150,000
The GBA gets reset to the lesser of:
(1) your prior GBA;	$200,000
OR
(2) your contract value immediately following the partial withdrawal;
$175,000 – $25,000 =	$150,000
Reset GBA = lesser of (1) or (2) =	$150,000
The Reset GBP is equal to 7% of your Reset GBA:
0.07 × $150,000 =	$10,500

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Appendix K: Example — Income Assurer Benefit Riders

The purpose of these examples is to illustrate the operation of the Income Assurer Benefit Riders. The examples compare payouts available under the contract’s standard annuity payout provisions with annuity payouts available under the riders based on the same set of assumptions. The contract values shown are hypothetical and do not represent past or future performance. Actual contract values may be more or less than those shown and will depend on a number of factors, including but not limited to the investment experience of the subaccounts (referred to in the riders as “protected investment options”) and the fees and charges that apply to your contract.

For each of the riders, we provide two annuity payout plan comparisons based on the hypothetical contract values we have assumed. The first comparison assumes that you select annuity payout Plan B, Life Annuity with 10 Years Certain. The second comparison assumes that you select annuity payout Plan D, Joint and Last Survivor Annuity – No Refund.

Remember that the riders require you participate in the PN program. The riders are intended to offer protection against market volatility in the subaccounts (protected investment options). Some PN program investment options include protected investment options and excluded investment options (Columbia Variable Portfolio – Cash Management Fund, and if available under the contract, GPAs and the one-year fixed account). Excluded investment options are not included in calculating the 5% variable account floor under the Income Assurer Benefit – 5% Accumulation Benefit Base rider and the Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base rider. Because the examples which follow are based on hypothetical contract values, they do not factor in differences in PN program investment options.

Assumptions:

•	You purchase the contract during the 2006 calendar year, with a payment of $100,000; and

•	you invest all contract value in the subaccounts (protected investment options); and

•	you make no additional purchase payments, partial withdrawals or changes in PN program investment options; and

•	the annuitant is male and age 55 at contract issue; and

•	the joint annuitant is female and age 55 at contract issue.

Example — Income Assurer Benefit – MAV

Based on the above assumptions and taking into account fluctuations in contract value due to market conditions, we calculate the guaranteed income benefit base as:

	Assumed		Maximum	Guaranteed
Contract	Contract	Purchase	Anniversary	Income
Anniversary	Value	Payments	Value (MAV)(1)	Benefit Base(2)

1	$108,000	$100,000	$108,000	$108,000
2	125,000	none	125,000	125,000
3	132,000	none	132,000	132,000
4	150,000	none	150,000	150,000
5	85,000	none	150,000	150,000
6	121,000	none	150,000	150,000
7	139,000	none	150,000	150,000
8	153,000	none	153,000	153,000
9	140,000	none	153,000	153,000
10	174,000	none	174,000	174,000
11	141,000	none	174,000	174,000
12	148,000	none	174,000	174,000
13	208,000	none	208,000	208,000
14	198,000	none	208,000	208,000
15	203,000	none	208,000	208,000

(1)	The MAV is limited after age 81, but the guaranteed income benefit base may increase if the contract value increases.

(2)	The Guaranteed Income Benefit Base – MAV is a calculated number, not an amount that can be withdrawn. The Guaranteed Income Benefit Base – MAV does not create contract value or guarantee the performance of any investment option.

 104  WELLS FARGO ADVANTAGE CHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

Plan B – Life Annuity with 10 Years Certain
If you annuitize the contract within 30 days after the illustrated contract anniversary, the minimum monthly income payment under a fixed annuity option (which is the same for the first year of a variable annuity option) on Plan B – Life Annuity with 10 Years Certain would be:

	Standard Provisions			IAB – MAV Provisions

Contract		New Table(1)	Old Table(1)		New Table(1)	Old Table(1)
Anniversary	Assumed	Plan B – Life with	Plan B – Life with	IAB – MAV	Plan B – Life with	Plan B – Life with
at Exercise	Contract Value	10 Years Certain(2)	10 Years Certain(2)	Benefit Base	10 Years Certain(2)	10 Years Certain(2)

10	$174,000	$772.56	$774.30	$174,000	$772.56	$774.30
11	141,000	641.55	642.96	174,000	791.70	793.44
12	148,000	691.16	692.64	174,000	812.58	814.32
13	208,000	996.32	998.40	208,000	996.32	998.40
14	198,000	974.16	976.14	208,000	1,023.36	1,025.44
15	203,000	1,025.15	1,027.18	208,000	1,050.40	1,052.48

(1)	Effective May 1, 2006, we began calculating fixed annuity payments under this rider using the guaranteed annuity purchase rates based on the “2000 Individual Annuitant Mortality Table A” (New Table), subject to state approval. Previously, our calculations were based on the “1983 Individual Annuity Mortality Table A” (Old Table). If you purchased a contract prior to May 1, 2006, the references to Old Table apply to your contract. If you purchased a contract on or after May 1, 2006, the table used under rider depends on which state you live in. Ask your investment professional which version of the rider, if any, is available in your state.
(2)	The monthly annuity payments illustrated under the standard annuity payout provisions of the contract and for the riders are computed using the rates guaranteed in Table B of the contract. These are the minimum amounts that could be paid under the standard annuity payout provisions of the contract based on the above assumptions. Annuity payouts under the standard annuity payout provisions of the contract when based on our current annuity payout rates (which are generally higher than the rates guaranteed in Table B of the contract) may be greater than the annuity payouts under the riders, which are always based on the rates guaranteed in Table B of the contract. If the annuity payouts under the standard contract provisions are more favorable than the payouts available under the rider, you will receive the higher standard payout.

Plan D – Joint and Last Survivor Life Annuity – No Refund
If you annuitize the contract within 30 days after the illustrated contract anniversary, the minimum monthly income payment under a fixed annuity option (which is the same for the first year of a variable annuity option) on Plan D – Joint and Last Survivor Life Annuity – No Refund would be:

	Standard Provisions			IAB – MAV Provisions

Contract		New Table(1)	Old Table(1)		New Table(1)	Old Table(1)
Anniversary	Assumed	Plan D – Last	Plan D – Last	IAB – MAV	Plan D – Last	Plan D – Last
at Exercise	Contract Value	Survivor No Refund(2)	Survivor No Refund(2)	Benefit Base	Survivor No Refund(2)	Survivor No Refund(2)

10	$174,000	$629.88	$622.92	$174,000	$629.88	$622.92
11	141,000	521.70	516.06	174,000	643.80	636.84
12	148,000	559.44	553.52	174,000	657.72	650.76
13	208,000	807.04	796.64	208,000	807.04	796.64
14	198,000	786.06	778.14	208,000	825.76	817.44
15	203,000	826.21	818.09	208,000	846.56	838.24

(1)	Effective May 1, 2006, we began calculating fixed annuity payments under this rider using the guaranteed annuity purchase rates based on the “2000 Individual Annuitant Mortality Table A” (New Table), subject to state approval. Previously, our calculations were based on the “1983 Individual Annuity Mortality Table A” (Old Table). If you purchased a contract prior to May 1, 2006, the references to Old Table apply to your contract. If you purchased a contract on or after May 1, 2006, the table used under rider depends on which state you live in. Ask your investment professional which version of the rider, if any, is available in your state.
(2)	The monthly annuity payments illustrated under the standard annuity payout provisions of the contract and for the riders are computed using the rates guaranteed in Table B of the contract. These are the minimum amounts that could be paid under the standard annuity payout provisions of the contract based on the above assumptions. Annuity payouts under the standard annuity payout provisions of the contract when based on our current annuity payout rates (which are generally higher than the rates guaranteed in Table B of the contract) may be greater than the annuity payouts under the riders, which are always based on the rates guaranteed in Table B of the contract. If the annuity payouts under the standard contract provisions are more favorable than the payouts available under the rider, you will receive the higher standard payout.

NOTE: In the above examples, if you elected to begin receiving annuity payouts within 30 days after the 10th or the 13th contract anniversary, you would not benefit from the rider because the monthly annuity payout in these examples is the same as under the standard provisions of the contract. Because the examples are based on assumed contract values, not actual investment results, you should not conclude from the examples that the riders will provide higher payments more frequently than the standard provisions of the contract.

WELLS FARGO ADVANTAGE CHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 105

Example — Income Assurer Benefit – 5% Accumulation Benefit Base

Based on the above assumptions and taking into account fluctuations in contract value due to market conditions, we calculate the guaranteed income benefit base as:

				Guaranteed
				Income
	Assumed			Benefit Base –
Contract	Contract	Purchase	5% Accumulation	5% Accumulation
Anniversary	Value	Payments	Benefit Base(1)	Benefit Base(2)

1	$108,000	$100,000	$105,000	$108,000
2	125,000	none	110,250	125,000
3	132,000	none	115,763	132,000
4	150,000	none	121,551	150,000
5	85,000	none	127,628	127,628
6	121,000	none	134,010	134,010
7	139,000	none	140,710	140,710
8	153,000	none	147,746	153,000
9	140,000	none	155,133	155,133
10	174,000	none	162,889	174,000
11	141,000	none	171,034	171,034
12	148,000	none	179,586	179,586
13	208,000	none	188,565	208,000
14	198,000	none	197,993	198,000
15	203,000	none	207,893	207,893

(1)	The 5% Accumulation Benefit Base value is limited after age 81, but the guaranteed income benefit base may increase if the contract value increases.
(2)	The Guaranteed Income Benefit Base – 5% Accumulation Benefit Base is a calculated number, not an amount that can be withdrawn. The Guaranteed Income Benefit Base – 5% Accumulation Benefit Base does not create contract value or guarantee the performance of any investment option.

Plan B – Life Annuity with 10 Years Certain
If you annuitize the contract within 30 days after the illustrated contract anniversary, the minimum monthly income payment under a fixed annuity option (which is the same for the first year of a variable annuity option) on Plan B – Life Annuity with 10 Years Certain would be:

	Standard Provisions			IAB – 5% RF Provisions

Contract		New Table(1)	Old Table(1)		New Table(1)	Old Table(1)
Anniversary	Assumed	Plan B – Life with	Plan B – Life with	IAB – 5% RF	Plan B – Life with	Plan B – Life with
at Exercise	Contract Value	10 Years Certain(2)	10 Years Certain(2)	Benefit Base	10 Years Certain(2)	10 Years Certain(2)

10	$174,000	$772.56	$774.30	$174,000	$772.56	$774.30
11	141,000	641.55	642.96	171,034	778.20	779.91
12	148,000	691.16	692.64	179,586	838.66	840.46
13	208,000	996.32	998.40	208,000	996.32	998.40
14	198,000	974.16	976.14	198,000	974.16	976.14
15	203,000	1,025.15	1,027.18	207,893	1,049.86	1,051.94

(1)	Effective May 1, 2006, we began calculating fixed annuity payments under this rider using the guaranteed annuity purchase rates based on the “2000 Individual Annuitant Mortality Table A” (New Table), subject to state approval. Previously, our calculations were based on the “1983 Individual Annuity Mortality Table A” (Old Table). If you purchased a contract prior to May 1, 2006, the references to Old Table apply to your contract. If you purchased a contract on or after May 1, 2006, the table used under rider depends on which state you live in. Ask your investment professional which version of the rider, if any, is available in your state.
(2)	The monthly annuity payments illustrated under the standard annuity payout provisions of the contract and for the riders are computed using the rates guaranteed in Table B of the contract. These are the minimum amounts that could be paid under the standard annuity payout provisions of the contract based on the above assumptions. Annuity payouts under the standard annuity payout provisions of the contract when based on our current annuity payout rates (which are generally higher than the rates guaranteed in Table B of the contract) may be greater than the annuity payouts under the riders, which are always based on the rates guaranteed in Table B of the contract. If the annuity payouts under the standard contract provisions are more favorable than the payouts available under the rider, you will receive the higher standard payout.

 106  WELLS FARGO ADVANTAGE CHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

Plan D – Joint and Last Survivor Life Annuity – No Refund
If you annuitize the contract within 30 days after the illustrated contract anniversary, the minimum monthly income payment under a fixed annuity option (which is the same for the first year of a variable annuity option) on Plan D – Joint and Last Survivor Life Annuity – No Refund would be:

	Standard Provisions			IAB – 5% RF Provisions

Contract		New Table(1)	Old Table(1)		New Table(1)	Old Table(1)
Anniversary	Assumed	Plan D – Last	Plan D – Last	IAB – 5% RF	Plan D – Last	Plan D – Last
at Exercise	Contract Value	Survivor No Refund(2)	Survivor No Refund(2)	Benefit Base	Survivor No Refund(2)	Survivor No Refund(2)

10	$174,000	$629.88	$622.92	$174,000	$629.88	$622.92
11	141,000	521.70	516.06	171,034	632.83	625.98
12	148,000	559.44	553.52	179,586	678.83	671.65
13	208,000	807.04	796.64	208,000	807.04	796.64
14	198,000	786.06	778.14	198,000	786.06	778.14
15	203,000	826.21	818.09	207,893	846.12	837.81

(1)	Effective May 1, 2006, we began calculating fixed annuity payments under this rider using the guaranteed annuity purchase rates based on the “2000 Individual Annuitant Mortality Table A” (New Table), subject to state approval. Previously, our calculations were based on the “1983 Individual Annuity Mortality Table A” (Old Table). If you purchased a contract prior to May 1, 2006, the references to Old Table apply to your contract. If you purchased a contract on or after May 1, 2006, the table used under rider depends on which state you live in. Ask your investment professional which version of the rider, if any, is available in your state.
(2)	The monthly annuity payments illustrated under the standard annuity payout provisions of the contract and for the riders are computed using the rates guaranteed in Table B of the contract. These are the minimum amounts that could be paid under the standard annuity payout provisions of the contract based on the above assumptions. Annuity payouts under the standard annuity payout provisions of the contract when based on our current annuity payout rates (which are generally higher than the rates guaranteed in Table B of the contract) may be greater than the annuity payouts under the riders, which are always based on the rates guaranteed in Table B of the contract. If the annuity payouts under the standard contract provisions are more favorable than the payouts available under the rider, you will receive the higher standard payout.

NOTE: In the above examples, if you elected to begin receiving annuity payouts within 30 days after the 10th, 13th or the 14th contract anniversary, you would not benefit from the rider because the monthly annuity payout in these examples is the same as under the standard provisions of the contract. Because the examples are based on assumed contract values, not actual investment results, you should not conclude from the examples that the riders will provide higher payments more frequently than the standard provisions of the contract.

Example — Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base

Based on the above assumptions and taking into account fluctuations in contract value due to market conditions, we calculate the guaranteed income benefit base as:

					Guaranteed
					Income
					Benefit Base –
					Greater of
	Assumed		Maximum		MAV or 5%
Contract	Contract	Purchase	Anniversary	5% Accumulation	Accumulation
Anniversary	Value	Payments	Value(1)	Benefit Base(1)	Benefit Base(2)

1	$108,000	$100,000	$108,000	$105,000	$108,000
2	125,000	none	125,000	110,250	125,000
3	132,000	none	132,000	115,763	132,000
4	150,000	none	150,000	121,551	150,000
5	85,000	none	150,000	127,628	150,000
6	121,000	none	150,000	134,010	150,000
7	139,000	none	150,000	140,710	150,000
8	153,000	none	153,000	147,746	153,000
9	140,000	none	153,000	155,133	155,133
10	174,000	none	174,000	162,889	174,000
11	141,000	none	174,000	171,034	174,000
12	148,000	none	174,000	179,586	179,586
13	208,000	none	208,000	188,565	208,000
14	198,000	none	208,000	197,993	208,000
15	203,000	none	208,000	207,893	208,000

(1)	The MAV and 5% Accumulation Benefit Base are limited after age 81, but the guaranteed income benefit base may increase if the contract value increases.
(2)	The Guaranteed Income Benefit Base – Greater of MAV or 5% Accumulation Benefit Base is a calculated number, not an amount that can be withdrawn. The Guaranteed Income Benefit Base – Greater of MAV or 5% Accumulation Benefit Base does not create contract value or guarantee the performance of any investment option.

WELLS FARGO ADVANTAGE CHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 107

Plan B – Life Annuity with 10 Years Certain
If you annuitize the contract within 30 days after the illustrated contract anniversary, the minimum monthly income payment under a fixed annuity option (which is the same for the first year of a variable annuity option) on Plan B – Life Annuity with 10 Years Certain would be:

	Standard Provisions			IAB – Max Provisions

Contract		New Table(1)	Old Table(1)		New Table(1)	Old Table(1)
Anniversary	Assumed	Plan B – Life with	Plan B – Life with	IAB – Max	Plan B – Life with	Plan B – Life with
at Exercise	Contract Value	10 Years Certain(2)	10 Years Certain(2)	Benefit Base	10 Years Certain(2)	10 Years Certain(2)

10	$174,000	$772.56	$774.30	$174,000	$772.56	$774.30
11	141,000	641.55	642.96	174,000	791.70	793.44
12	148,000	691.16	692.64	179,586	838.66	840.46
13	208,000	996.32	998.40	208,000	996.32	998.40
14	198,000	974.16	976.14	208,000	1,023.36	1,025.44
15	203,000	1,025.15	1,027.18	208,000	1,050.40	1,052.48

(1)	Effective May 1, 2006, we began calculating fixed annuity payments under this rider using the guaranteed annuity purchase rates based on the “2000 Individual Annuitant Mortality Table A” (New Table), subject to state approval. Previously, our calculations were based on the “1983 Individual Annuity Mortality Table A” (Old Table). If you purchased a contract prior to May 1, 2006, the references to Old Table apply to your contract. If you purchased a contract on or after May 1, 2006, the table used under rider depends on which state you live in. Ask your investment professional which version of the rider, if any, is available in your state.
(2)	The monthly annuity payments illustrated under the standard annuity payout provisions of the contract and for the riders are computed using the rates guaranteed in Table B of the contract. These are the minimum amounts that could be paid under the standard annuity payout provisions of the contract based on the above assumptions. Annuity payouts under the standard annuity payout provisions of the contract when based on our current annuity payout rates (which are generally higher than the rates guaranteed in Table B of the contract) may be greater than the annuity payouts under the riders, which are always based on the rates guaranteed in Table B of the contract. If the annuity payouts under the standard contract provisions are more favorable than the payouts available under the rider, you will receive the higher standard payout.

Plan D – Joint and Last Survivor Life Annuity – No Refund
If you annuitize the contract within 30 days after the illustrated contract anniversary, the minimum monthly income payment under a fixed annuity option (which is the same for the first year of a variable annuity option) on Plan D – Joint and Last Survivor Life Annuity – No Refund would be:

	Standard Provisions			IAB – Max Provisions

Contract		New Table(1)	Old Table(1) Plan		New Table(1)	Old Table(1)
Anniversary	Assumed	Plan D – Last	D – Last	IAB – Max	Plan D – Last	Plan D – Last
at Exercise	Contract Value	Survivor No Refund(2)	Survivor No Refund(2)	Benefit Base	Survivor No Refund(2)	Survivor No Refund(2)

10	$174,000	$629.88	$622.92	$174,000	$629.88	$622.92
11	141,000	521.70	516.06	174,000	643.80	636.84
12	148,000	559.44	553.52	179,586	678.83	671.65
13	208,000	807.04	796.64	208,000	807.04	796.64
14	198,000	786.06	778.14	208,000	825.76	817.44
15	203,000	826.21	818.09	208,000	846.56	838.24

(1)	Effective May 1, 2006, we began calculating fixed annuity payments under this rider using the guaranteed annuity purchase rates based on the “2000 Individual Annuitant Mortality Table A” (New Table), subject to state approval. Previously, our calculations were based on the “1983 Individual Annuity Mortality Table A” (Old Table). If you purchased a contract prior to May 1, 2006, the references to Old Table apply to your contract. If you purchased a contract on or after May 1, 2006, the table used under rider depends on which state you live in. Ask your investment professional which version of the rider, if any, is available in your state.
(2)	The monthly annuity payments illustrated under the standard annuity payout provisions of the contract and for the riders are computed using the rates guaranteed in Table B of the contract. These are the minimum amounts that could be paid under the standard annuity payout provisions of the contract based on the above assumptions. Annuity payouts under the standard annuity payout provisions of the contract when based on our current annuity payout rates (which are generally higher than the rates guaranteed in Table B of the contract) may be greater than the annuity payouts under the riders, which are always based on the rates guaranteed in Table B of the contract. If the annuity payouts under the standard contract provisions are more favorable than the payouts available under the rider, you will receive the higher standard payout.

NOTE: In the above examples, if you elected to begin receiving annuity payouts within 30 days after the 10th or the 13th contract anniversary, you would not benefit from the rider because the monthly annuity payout in these examples is the same as under the standard provisions of the contract. Because the examples are based on assumed contract values, not actual investment results, you should not conclude from the examples that the riders will provide higher payments more frequently than the standard provisions of the contract.

 108  WELLS FARGO ADVANTAGE CHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

Appendix L: Example — Benefit Protector Death Benefit Rider

Example of the Benefit Protector

Assumptions:

•	You purchase the contract with a payment of $100,000 and you and the annuitant are under age 70; and

•	you select contract Option L with the MAV Death Benefit and the seven-year withdrawal charge schedule.

During the first contract year the contract value grows to $105,000. The MAV Death Benefit equals the contract value. You have not reached the first contract anniversary so the Benefit Protector does not provide any additional benefit at this time.

On the first contract anniversary the contract value grows to $110,000. The death benefit equals:
MAV death benefit (contract value):	$110,000
plus the Benefit Protector benefit which equals 40% of earnings at death (MAV death benefit minus payments not previously withdrawn):
0.40 × ($110,000 – $100,000) =	+4,000

Total death benefit of:	$114,000
On the second contract anniversary the contract value falls to $105,000. The death benefit on May 1, 2008 equals:
MAV death benefit (MAV):	$110,000
plus the Benefit Protector benefit (40% of earnings at death):
0.40 × ($110,000 – $100,000) =	+4,000

Total death benefit of:	$114,000
During the third contract year the contract value remains at $105,000 and you request a partial withdrawal of $50,000, including the applicable 7% withdrawal charge for contract Option L. We will withdraw $10,500 from your contract value free of charge (10% of your prior anniversary’s contract value). The remainder of the withdrawal is subject to a 7% withdrawal charge because your payment is in the third year of the withdrawal charge schedule, so we will withdraw $39,500 ($36,735 + $2,765 in withdrawal charges) from your contract value. Altogether, we will withdraw $50,000 and pay you $47,235. We calculate purchase payments not previously withdrawn as $100,000 – $45,000 = $55,000 (remember that $5,000 of the partial withdrawal is contract earnings). The death benefit equals:

MAV Death Benefit (MAV adjusted for partial withdrawals):	$57,619
plus the Benefit Protector benefit (40% of earnings at death):
0.40 × ($57,619 – $55,000) =	+1,048

Total death benefit of:	$58,667
On the third contract anniversary the contract value falls to $40,000. The death benefit equals the previous death benefit. The reduction in contract value has no effect.
On the eighth contract anniversary the contract value grows to a new high of $200,000. Earnings at death reaches its maximum of 250% of purchase payments not previously withdrawn that are one or more years old.

The death benefit equals:
MAV Death Benefit (contract value):	$200,000
plus the Benefit Protector benefit (40% of earnings at death, up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old)	+55,000

Total death benefit of:	$255,000
During the tenth contract year you make an additional purchase payment of $50,000. Your new contract value is now $250,000. The new purchase payment is less than one year old and so it has no effect on the Benefit Protector value. The death benefit equals:

MAV Death Benefit (contract value):	$250,000
plus the Benefit Protector benefit (40% of earnings at death, up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old)	+55,000

Total death benefit of:	$305,000

WELLS FARGO ADVANTAGE CHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 109

During the eleventh contract year the contract value remains $250,000 and the “new” purchase payment is one year old and the value of the Benefit Protector changes. The death benefit equals:
MAV Death Benefit (contract value):	$250,000
plus the Benefit Protector benefit which equals 40% of earnings at death (MAV death benefit minus payments not previously withdrawn):
0.40 × ($250,000 – $105,000) =	+58,000

Total death benefit of:	$308,000

 110  WELLS FARGO ADVANTAGE CHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

Appendix M: Example — Benefit Protector Plus Death Benefit Rider

Example of the Benefit Protector Plus

Assumptions:

•	You purchase the contract with a payment of $100,000 and you and the annuitant are under age 70; and

•	you select contract Option L with the MAV Death Benefit and the seven-year withdrawal charge schedule.

During the first contract year the contract value grows to $105,000. The MAV Death Benefit equals the contract value. You have not reached the first contract anniversary so the Benefit Protector Plus does not provide any additional benefit at this time.

On the first contract anniversary the contract value grows to $110,000. You have not reached the second contract anniversary so the Benefit Protector Plus does not provide any benefit beyond what is provided by the Benefit Protector at this time. The death benefit equals:

MAV Death Benefit (contract value):	$110,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death (MAV Death Benefit minus payments not previously withdrawn):
0.40 × ($110,000 – $100,000) =	+4,000

Total death benefit of:	$114,000
On the second contract anniversary the contract value falls to $105,000. The death benefit equals:
MAV Death Benefit (MAV):	$110,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death:
0.40 × ($110,000 – $100,000) =	+4,000
plus 10% of purchase payments made within 60 days of contract issue and not previously withdrawn: 0.10 × $100,000 =	+10,000

Total death benefit of:	$124,000
During the third contract year the contract value remains at $105,000 and you request a partial withdrawal of $50,000, including the applicable 7% withdrawal charge for contract Option L. We will withdraw $10,500 from your contract value free of charge (10% of your prior anniversary’s contract value). The remainder of the withdrawal is subject to a 7% withdrawal charge because your payment is in the third year of the withdrawal charge schedule, so we will withdraw $39,500 ($36,735 + $2,765 in withdrawal charges) from your contract value. Altogether, we will withdraw $50,000 and pay you $47,235. We calculate purchase payments not previously withdrawn as $100,000 – $45,000 = $55,000 (remember that $5,000 of the partial withdrawal is contract earnings). The death benefit equals:

MAV Death Benefit (MAV adjusted for partial withdrawals):	$57,619
plus the Benefit Protector Plus benefit which equals 40% of earnings at death:
0.40 × ($57,619 – $55,000) =	+1,048
plus 10% of purchase payments made within 60 days of contract issue and not previously withdrawn: 0.10 × $55,000 =	+5,500

Total death benefit of:	$64,167
On the third contract anniversary the contract value falls to $40,000. The death benefit equals the previous death benefit. The reduction in contract value has no effect.
On the ninth contract anniversary the contract value grows to a new high of $200,000. Earnings at death reaches its maximum of 250% of purchase payments not previously withdrawn that are one or more years old. Because we are beyond the fourth contract anniversary the Benefit Protector Plus also reaches its maximum of 20%. The death benefit equals:

MAV Death Benefit (contract value):	$200,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death, up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old	+55,000
plus 20% of purchase payments made within 60 days of contract issue and not previously withdrawn: 0.20 × $55,000 =	+11,000

Total death benefit of:	$266,000

WELLS FARGO ADVANTAGE CHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 111

During the tenth contract year you make an additional purchase payment of $50,000. Your new contract value is now $250,000. The new purchase payment is less than one year old and so it has no effect on the Benefit Protector Plus value. The death benefit equals:

MAV Death Benefit (contract value):	$250,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death, up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old	+55,000
plus 20% of purchase payments made within 60 days of contract issue and not previously withdrawn: 0.20 × $55,000 =	+11,000

Total death benefit of:	$316,000
During the eleventh contract year the contract value remains $250,000 and the “new” purchase payment is one year old. The value of the Benefit Protector Plus remains constant. The death benefit equals:

MAV Death Benefit (contract value):	$250,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death (MAV Death Benefit minus payments not previously withdrawn):
0.40 × ($250,000 – $105,000) =	+58,000
plus 20% of purchase payments made within 60 days of contract issue and not previously withdrawn: 0.20 × $55,000 =	+11,000

Total death benefit of:	$319,000

 112  WELLS FARGO ADVANTAGE CHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

Appendix N: Condensed Financial Information (Unaudited)

The following tables give per-unit information about the financial history of the subaccounts representing the lowest and highest total annual variable account expense combinations. The date in which operations commenced in each subaccount is noted in parentheses. The SAI contains tables that give per-unit information about the financial history of each existing subaccount. We have not provided this information for subaccounts (if any) that were not available under your contract as of Dec. 31, 2012. You may obtain a copy of the SAI without charge by contacting us at the telephone number or address listed on the first page of the prospectus.

Variable account charges of 1.70% of the daily net assets of the variable account.
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

AllianceBernstein VPS Growth and Income Portfolio (Class B) (08/30/2002)
Accumulation unit value at beginning of period	$1.32	$1.26	$1.14	$0.96	$1.65	$1.60	$1.39	$1.35	$1.24	$0.95
Accumulation unit value at end of period	$1.52	$1.32	$1.26	$1.14	$0.96	$1.65	$1.60	$1.39	$1.35	$1.24
Number of accumulation units outstanding at end of period (000 omitted)	52	40	56	61	84	154	167	189	109	52

AllianceBernstein VPS International Value Portfolio (Class B) (04/30/2004)
Accumulation unit value at beginning of period	$0.93	$1.17	$1.15	$0.87	$1.89	$1.82	$1.37	$1.20	$1.00	—
Accumulation unit value at end of period	$1.04	$0.93	$1.17	$1.15	$0.87	$1.89	$1.82	$1.37	$1.20	—
Number of accumulation units outstanding at end of period (000 omitted)	6,162	7,923	8,703	28,798	37,213	21,915	15,378	8,725	1,580	—

American Century VP Inflation Protection, Class II (04/30/2004)
Accumulation unit value at beginning of period	$1.34	$1.22	$1.18	$1.09	$1.13	$1.05	$1.05	$1.05	$1.00	—
Accumulation unit value at end of period	$1.42	$1.34	$1.22	$1.18	$1.09	$1.13	$1.05	$1.05	$1.05	—
Number of accumulation units outstanding at end of period (000 omitted)	7,159	8,705	12,467	14,455	14,852	23,568	25,472	20,290	3,919	—

American Century VP Value, Class II (04/30/2004)
Accumulation unit value at beginning of period	$1.14	$1.15	$1.03	$0.88	$1.22	$1.31	$1.12	$1.09	$1.00	—
Accumulation unit value at end of period	$1.28	$1.14	$1.15	$1.03	$0.88	$1.22	$1.31	$1.12	$1.09	—
Number of accumulation units outstanding at end of period (000 omitted)	50	57	76	102	77	74	88	26	18	—

Columbia Variable Portfolio – Cash Management Fund (Class 3) (03/01/2002)
Accumulation unit value at beginning of period	$0.98	$1.00	$1.02	$1.03	$1.03	$1.00	$0.97	$0.96	$0.97	$0.99
Accumulation unit value at end of period	$0.97	$0.98	$1.00	$1.02	$1.03	$1.03	$1.00	$0.97	$0.96	$0.97
Number of accumulation units outstanding at end of period (000 omitted)	2,444	4,164	3,587	19,621	8,230	5,476	2,192	1,151	399	76

Columbia Variable Portfolio – Diversified Bond Fund (Class 3) (03/01/2002)
Accumulation unit value at beginning of period	$1.32	$1.26	$1.18	$1.05	$1.14	$1.10	$1.07	$1.07	$1.04	$1.01
Accumulation unit value at end of period	$1.39	$1.32	$1.26	$1.18	$1.05	$1.14	$1.10	$1.07	$1.07	$1.04
Number of accumulation units outstanding at end of period (000 omitted)	2,688	3,083	4,009	84,971	77,286	67,959	33,990	1,077	842	152

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3) (03/03/2000)
Accumulation unit value at beginning of period	$1.52	$1.63	$1.42	$1.13	$1.94	$1.83	$1.55	$1.39	$1.20	$0.86
Accumulation unit value at end of period	$1.71	$1.52	$1.63	$1.42	$1.13	$1.94	$1.83	$1.55	$1.39	$1.20
Number of accumulation units outstanding at end of period (000 omitted)	6,228	8,456	10,953	63,435	55,414	35,371	27,624	9,764	608	392

Columbia Variable Portfolio – Emerging Markets Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.96	$2.52	$2.14	$1.25	$2.75	$2.02	$1.54	$1.17	$1.00	—
Accumulation unit value at end of period	$2.32	$1.96	$2.52	$2.14	$1.25	$2.75	$2.02	$1.54	$1.17	—
Number of accumulation units outstanding at end of period (000 omitted)	1,827	2,530	2,741	12,170	16,976	10,106	9,010	5,172	1,070	—

Columbia Variable Portfolio – High Yield Bond Fund (Class 3) (03/03/2000)
Accumulation unit value at beginning of period	$1.61	$1.55	$1.39	$0.92	$1.25	$1.25	$1.14	$1.12	$1.02	$0.83
Accumulation unit value at end of period	$1.84	$1.61	$1.55	$1.39	$0.92	$1.25	$1.25	$1.14	$1.12	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	1,210	1,679	2,244	4,591	5,601	6,703	8,935	4,144	855	325

Columbia Variable Portfolio – Large Cap Growth Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.02	$1.07	$0.93	$0.69	$1.27	$1.25	$1.14	$1.07	$1.00	—
Accumulation unit value at end of period	$1.21	$1.02	$1.07	$0.93	$0.69	$1.27	$1.25	$1.14	$1.07	—
Number of accumulation units outstanding at end of period (000 omitted)	274	231	331	809	5,059	3,798	—	—	—	—

Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3) (03/03/2000)
Accumulation unit value at beginning of period	$0.67	$0.64	$0.56	$0.46	$0.81	$0.80	$0.70	$0.67	$0.65	$0.51
Accumulation unit value at end of period	$0.75	$0.67	$0.64	$0.56	$0.46	$0.81	$0.80	$0.70	$0.67	$0.65
Number of accumulation units outstanding at end of period (000 omitted)	5,248	7,129	9,784	12,306	14,085	14,409	15,807	17,584	7,616	—

Columbia Variable Portfolio – Mid Cap Growth Opportunity Fund (Class 3) (08/30/2002)
Accumulation unit value at beginning of period	$1.41	$1.69	$1.36	$0.85	$1.56	$1.40	$1.42	$1.31	$1.22	$1.02
Accumulation unit value at end of period	$1.54	$1.41	$1.69	$1.36	$0.85	$1.56	$1.40	$1.42	$1.31	$1.22
Number of accumulation units outstanding at end of period (000 omitted)	202	258	314	406	643	597	708	735	335	—

WELLS FARGO ADVANTAGE CHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 113

Variable account charges of 1.70% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

Columbia Variable Portfolio – S&P 500 Index Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.12	$1.13	$1.00	$0.81	$1.30	$1.26	$1.11	$1.08	$1.00	—
Accumulation unit value at end of period	$1.28	$1.12	$1.13	$1.00	$0.81	$1.30	$1.26	$1.11	$1.08	—
Number of accumulation units outstanding at end of period (000 omitted)	242	255	408	405	374	367	227	227	174	—

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 3) (03/03/2000)
Accumulation unit value at beginning of period	$1.20	$1.20	$1.19	$1.14	$1.19	$1.15	$1.13	$1.13	$1.14	$1.14
Accumulation unit value at end of period	$1.20	$1.20	$1.20	$1.19	$1.14	$1.19	$1.15	$1.13	$1.13	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	1,981	2,096	2,681	13,727	7,345	6,207	5,084	3,085	1,544	1,019

Dreyfus Investment Portfolios Technology Growth Portfolio, Service Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.24	$1.37	$1.07	$0.70	$1.20	$1.07	$1.05	$1.03	$1.00	—
Accumulation unit value at end of period	$1.40	$1.24	$1.37	$1.07	$0.70	$1.20	$1.07	$1.05	$1.03	—
Number of accumulation units outstanding at end of period (000 omitted)	1,007	1,280	1,660	2,334	3,051	3,154	7,113	2,763	500	—

Dreyfus Variable Investment Fund Appreciation Portfolio, Service Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.27	$1.18	$1.05	$0.87	$1.26	$1.20	$1.05	$1.03	$1.00	—
Accumulation unit value at end of period	$1.37	$1.27	$1.18	$1.05	$0.87	$1.26	$1.20	$1.05	$1.03	—
Number of accumulation units outstanding at end of period (000 omitted)	1	1	1	9	14	1	1	1	1	—

Fidelity® VIP Contrafund® Portfolio Service Class 2 (08/30/2002)
Accumulation unit value at beginning of period	$1.65	$1.73	$1.50	$1.13	$2.00	$1.74	$1.58	$1.38	$1.22	$0.97
Accumulation unit value at end of period	$1.88	$1.65	$1.73	$1.50	$1.13	$2.00	$1.74	$1.58	$1.38	$1.22
Number of accumulation units outstanding at end of period (000 omitted)	7,907	10,705	13,957	27,907	47,719	43,300	45,089	16,531	3,067	152

Fidelity® VIP Mid Cap Portfolio Service Class 2 (05/01/2001)
Accumulation unit value at beginning of period	$2.05	$2.34	$1.85	$1.35	$2.27	$2.00	$1.81	$1.56	$1.27	$0.94
Accumulation unit value at end of period	$2.31	$2.05	$2.34	$1.85	$1.35	$2.27	$2.00	$1.81	$1.56	$1.27
Number of accumulation units outstanding at end of period (000 omitted)	1,289	1,684	2,096	12,835	18,330	11,091	7,570	3,100	1,208	722

Fidelity® VIP Overseas Portfolio Service Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.05	$1.30	$1.17	$0.94	$1.71	$1.49	$1.28	$1.10	$1.00	—
Accumulation unit value at end of period	$1.25	$1.05	$1.30	$1.17	$0.94	$1.71	$1.49	$1.28	$1.10	—
Number of accumulation units outstanding at end of period (000 omitted)	1,467	1,997	2,249	4,907	4,814	4,416	4,843	4,036	1,573	—

FTVIPT Franklin Global Real Estate Securities Fund – Class 2 (03/03/2000)
Accumulation unit value at beginning of period	$1.63	$1.76	$1.48	$1.27	$2.23	$2.87	$2.42	$2.17	$1.68	$1.26
Accumulation unit value at end of period	$2.05	$1.63	$1.76	$1.48	$1.27	$2.23	$2.87	$2.42	$2.17	$1.68
Number of accumulation units outstanding at end of period (000 omitted)	141	212	258	622	854	1,179	527	512	421	292

FTVIPT Franklin Income Securities Fund – Class 2 (03/03/2000)
Accumulation unit value at beginning of period	$1.69	$1.68	$1.52	$1.14	$1.65	$1.61	$1.39	$1.39	$1.24	$0.96
Accumulation unit value at end of period	$1.87	$1.69	$1.68	$1.52	$1.14	$1.65	$1.61	$1.39	$1.39	$1.24
Number of accumulation units outstanding at end of period (000 omitted)	817	1,164	1,832	2,044	2,501	3,051	2,743	2,554	2,119	1,118

FTVIPT Templeton Global Bond Securities Fund – Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.79	$1.83	$1.63	$1.40	$1.34	$1.23	$1.11	$1.16	$1.00	—
Accumulation unit value at end of period	$2.02	$1.79	$1.83	$1.63	$1.40	$1.34	$1.23	$1.11	$1.16	—
Number of accumulation units outstanding at end of period (000 omitted)	3,010	3,899	4,938	34,264	32,433	35,814	23,082	7,734	1,493	—

Goldman Sachs VIT Mid Cap Value Fund – Institutional Shares (03/03/2000)
Accumulation unit value at beginning of period	$2.68	$2.91	$2.37	$1.81	$2.93	$2.88	$2.53	$2.28	$1.84	$1.46
Accumulation unit value at end of period	$3.12	$2.68	$2.91	$2.37	$1.81	$2.93	$2.88	$2.53	$2.28	$1.84
Number of accumulation units outstanding at end of period (000 omitted)	1,657	2,277	2,833	10,008	11,967	11,638	9,377	4,128	1,284	550

Invesco V.I. American Franchise Fund, Series II Shares (04/27/2012)
Accumulation unit value at beginning of period	$1.00	—	—	—	—	—	—	—	—	—
Accumulation unit value at end of period	$0.96	—	—	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	302	—	—	—	—	—	—	—	—	—

Invesco V.I. Comstock Fund, Series II Shares (08/30/2002)
Accumulation unit value at beginning of period	$1.42	$1.48	$1.30	$1.03	$1.63	$1.70	$1.49	$1.45	$1.26	$0.98
Accumulation unit value at end of period	$1.66	$1.42	$1.48	$1.30	$1.03	$1.63	$1.70	$1.49	$1.45	$1.26
Number of accumulation units outstanding at end of period (000 omitted)	8,817	12,380	16,064	35,637	43,373	36,774	36,888	18,912	3,700	73

Invesco V.I. Mid Cap Growth Fund, Series II Shares (04/27/2012)
Accumulation unit value at beginning of period	$1.00	—	—	—	—	—	—	—	—	—
Accumulation unit value at end of period	$0.97	—	—	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	47	—	—	—	—	—	—	—	—	—

Oppenheimer Global Fund/VA, Service Shares (05/01/2002)
Accumulation unit value at beginning of period	$1.40	$1.56	$1.37	$1.00	$1.71	$1.64	$1.42	$1.27	$1.08	$0.77
Accumulation unit value at end of period	$1.67	$1.40	$1.56	$1.37	$1.00	$1.71	$1.64	$1.42	$1.27	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	279	320	469	582	612	831	683	680	562	136

 114  WELLS FARGO ADVANTAGE CHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

Variable account charges of 1.70% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

Oppenheimer Global Strategic Income Fund/VA, Service Shares (05/01/2002)
Accumulation unit value at beginning of period	$1.58	$1.60	$1.41	$1.21	$1.44	$1.34	$1.27	$1.26	$1.18	$1.03
Accumulation unit value at end of period	$1.76	$1.58	$1.60	$1.41	$1.21	$1.44	$1.34	$1.27	$1.26	$1.18
Number of accumulation units outstanding at end of period (000 omitted)	4,137	5,377	6,880	57,951	47,806	44,474	21,466	9,445	2,076	137

Oppenheimer Main Street Small Cap Fund®/VA, Service Shares (07/31/2002)
Accumulation unit value at beginning of period	$1.77	$1.85	$1.53	$1.14	$1.86	$1.92	$1.70	$1.58	$1.35	$0.95
Accumulation unit value at end of period	$2.05	$1.77	$1.85	$1.53	$1.14	$1.86	$1.92	$1.70	$1.58	$1.35
Number of accumulation units outstanding at end of period (000 omitted)	120	160	185	206	207	221	168	168	143	64

Putnam VT Global Health Care Fund – Class IB Shares (05/01/2002)
Accumulation unit value at beginning of period	$1.11	$1.15	$1.14	$0.92	$1.13	$1.15	$1.14	$1.02	$0.97	$0.84
Accumulation unit value at end of period	$1.34	$1.11	$1.15	$1.14	$0.92	$1.13	$1.15	$1.14	$1.02	$0.97
Number of accumulation units outstanding at end of period (000 omitted)	5	7	23	97	123	136	162	175	177	188

Putnam VT Small Cap Value Fund – Class IB Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.10	$1.18	$0.95	$0.73	$1.23	$1.44	$1.25	$1.18	$1.00	—
Accumulation unit value at end of period	$1.27	$1.10	$1.18	$0.95	$0.73	$1.23	$1.44	$1.25	$1.18	—
Number of accumulation units outstanding at end of period (000 omitted)	269	285	299	325	340	355	5,948	89	5	—

Variable Portfolio – Aggressive Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.06	$1.12	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.19	$1.06	$1.12	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	2,584	3,578	3,678	—	—	—	—	—	—	—

Variable Portfolio – Aggressive Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.06	$1.12	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.19	$1.06	$1.12	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	44,183	57,497	68,262	—	—	—	—	—	—	—

Variable Portfolio – BlackRock Global Inflation-Protected Securities Fund (Class 3) (05/01/2006)
Accumulation unit value at beginning of period	$1.25	$1.15	$1.12	$1.07	$1.09	$1.02	$1.00	—	—	—
Accumulation unit value at end of period	$1.29	$1.25	$1.15	$1.12	$1.07	$1.09	$1.02	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,621	2,043	2,737	67,428	34,578	35,149	26,599	—	—	—

Variable Portfolio – Conservative Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.05	$1.04	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.11	$1.05	$1.04	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	7,169	4,700	2,476	—	—	—	—	—	—	—

Variable Portfolio – Conservative Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.05	$1.04	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.11	$1.05	$1.04	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	46,958	53,602	58,932	—	—	—	—	—	—	—

Variable Portfolio – Moderate Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.07	$1.09	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.17	$1.07	$1.09	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	39,235	36,336	32,170	—	—	—	—	—	—	—

Variable Portfolio – Moderate Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.07	$1.09	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.17	$1.07	$1.09	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	399,382	458,939	516,525	—	—	—	—	—	—	—

Variable Portfolio – Moderately Aggressive Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.07	$1.11	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.18	$1.07	$1.11	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	25,607	28,278	25,057	—	—	—	—	—	—	—

Variable Portfolio – Moderately Aggressive Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.07	$1.11	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.18	$1.07	$1.11	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	154,016	213,018	254,807	—	—	—	—	—	—	—

Variable Portfolio – Moderately Conservative Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.07	$1.06	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.14	$1.07	$1.06	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	11,168	9,842	6,739	—	—	—	—	—	—	—

Variable Portfolio – Moderately Conservative Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.07	$1.07	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.14	$1.07	$1.07	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	60,919	69,228	81,004	—	—	—	—	—	—	—

WELLS FARGO ADVANTAGE CHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 115

Variable account charges of 1.70% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

Variable Portfolio – Partners Small Cap Value Fund (Class 3) (05/01/2002)
Accumulation unit value at beginning of period	$1.50	$1.60	$1.31	$0.98	$1.45	$1.55	$1.31	$1.26	$1.07	$0.79
Accumulation unit value at end of period	$1.68	$1.50	$1.60	$1.31	$0.98	$1.45	$1.55	$1.31	$1.26	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	3,372	4,522	5,828	9,670	11,364	11,900	10,097	9,125	1,935	72

Variable Portfolio – Victory Established Value Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.19	$1.29	$1.08	$0.80	$1.29	$1.24	$1.08	$1.10	$1.00	—
Accumulation unit value at end of period	$1.36	$1.19	$1.29	$1.08	$0.80	$1.29	$1.24	$1.08	$1.10	—
Number of accumulation units outstanding at end of period (000 omitted)	—	7	7	7	7	7	8	8	2	—

Wanger USA (04/30/2004)
Accumulation unit value at beginning of period	$1.32	$1.39	$1.15	$0.82	$1.39	$1.34	$1.26	$1.15	$1.00	—
Accumulation unit value at end of period	$1.56	$1.32	$1.39	$1.15	$0.82	$1.39	$1.34	$1.26	$1.15	—
Number of accumulation units outstanding at end of period (000 omitted)	2,250	3,139	4,208	17,593	17,008	13,828	7,563	5,332	946	—

Wells Fargo Advantage VT Index Asset Allocation Fund – Class 2 (03/03/2000)
Accumulation unit value at beginning of period	$1.10	$1.05	$0.95	$0.83	$1.20	$1.13	$1.03	$0.99	$0.92	$0.77
Accumulation unit value at end of period	$1.23	$1.10	$1.05	$0.95	$0.83	$1.20	$1.13	$1.03	$0.99	$0.92
Number of accumulation units outstanding at end of period (000 omitted)	484	566	822	941	1,078	1,784	2,517	2,665	2,740	2,853

Wells Fargo Advantage VT International Equity Fund – Class 2 (07/31/2002)
Accumulation unit value at beginning of period	$1.39	$1.62	$1.41	$1.24	$2.17	$1.92	$1.59	$1.40	$1.20	$0.93
Accumulation unit value at end of period	$1.55	$1.39	$1.62	$1.41	$1.24	$2.17	$1.92	$1.59	$1.40	$1.20
Number of accumulation units outstanding at end of period (000 omitted)	947	1,129	1,408	1,909	1,823	1,770	2,013	1,419	443	326

Wells Fargo Advantage VT Intrinsic Value Fund – Class 2 (03/03/2000)
Accumulation unit value at beginning of period	$1.06	$1.10	$0.98	$0.86	$1.37	$1.36	$1.17	$1.12	$1.03	$0.83
Accumulation unit value at end of period	$1.25	$1.06	$1.10	$0.98	$0.86	$1.37	$1.36	$1.17	$1.12	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	810	1,066	1,342	4,297	1,427	1,795	1,983	2,255	1,615	1,429

Wells Fargo Advantage VT Omega Growth Fund – Class 2 (07/31/2002)
Accumulation unit value at beginning of period	$1.77	$1.91	$1.63	$1.15	$1.61	$1.47	$1.41	$1.39	$1.32	$0.96
Accumulation unit value at end of period	$2.10	$1.77	$1.91	$1.63	$1.15	$1.61	$1.47	$1.41	$1.39	$1.32
Number of accumulation units outstanding at end of period (000 omitted)	2,232	3,097	4,103	2,160	2,719	3,312	3,653	2,474	717	169

Wells Fargo Advantage VT Opportunity Fund – Class 2 (08/26/2011)
Accumulation unit value at beginning of period	$1.05	$1.00	—	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.19	$1.05	—	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	315	395	—	—	—	—	—	—	—	—

Wells Fargo Advantage VT Small Cap Growth Fund – Class 2 (03/03/2000)
Accumulation unit value at beginning of period	$0.56	$0.60	$0.48	$0.32	$0.55	$0.49	$0.41	$0.39	$0.35	$0.25
Accumulation unit value at end of period	$0.59	$0.56	$0.60	$0.48	$0.32	$0.55	$0.49	$0.41	$0.39	$0.35
Number of accumulation units outstanding at end of period (000 omitted)	1,633	1,928	2,412	611	755	924	1,086	1,314	1,371	1,396

Wells Fargo Advantage VT Total Return Bond Fund – Class 2 (03/03/2000)
Accumulation unit value at beginning of period	$1.72	$1.61	$1.53	$1.39	$1.38	$1.33	$1.30	$1.30	$1.26	$1.18
Accumulation unit value at end of period	$1.79	$1.72	$1.61	$1.53	$1.39	$1.38	$1.33	$1.30	$1.30	$1.26
Number of accumulation units outstanding at end of period (000 omitted)	3,237	3,996	5,466	11,055	11,176	16,465	11,634	3,551	990	627

Variable account charges of 2.20% of the daily net assets of the variable account.
Year ended Dec. 31,		2012	2011	2010	2009	2008	2007	2006	2005	2004

AllianceBernstein VPS Growth and Income Portfolio (Class B) (04/30/2004)
Accumulation unit value at beginning of period		$1.01	$0.97	$0.88	$0.75	$1.29	$1.26	$1.10	$1.07	$1.00
Accumulation unit value at end of period		$1.16	$1.01	$0.97	$0.88	$0.75	$1.29	$1.26	$1.10	$1.07
Number of accumulation units outstanding at end of period (000 omitted)		—	—	—	—	—	—	—	—	—

AllianceBernstein VPS International Value Portfolio (Class B) (04/30/2004)
Accumulation unit value at beginning of period		$0.90	$1.14	$1.11	$0.85	$1.85	$1.80	$1.36	$1.19	$1.00
Accumulation unit value at end of period		$1.00	$0.90	$1.14	$1.11	$0.85	$1.85	$1.80	$1.36	$1.19
Number of accumulation units outstanding at end of period (000 omitted)		15	14	15	24	40	59	67	39	6

American Century VP Inflation Protection, Class II (04/30/2004)
Accumulation unit value at beginning of period		$1.29	$1.18	$1.15	$1.07	$1.11	$1.03	$1.04	$1.05	$1.00
Accumulation unit value at end of period		$1.36	$1.29	$1.18	$1.15	$1.07	$1.11	$1.03	$1.04	$1.05
Number of accumulation units outstanding at end of period (000 omitted)		8	7	8	8	19	141	224	126	22

American Century VP Value, Class II (04/30/2004)
Accumulation unit value at beginning of period		$1.09	$1.11	$1.00	$0.86	$1.20	$1.29	$1.11	$1.09	$1.00
Accumulation unit value at end of period		$1.23	$1.09	$1.11	$1.00	$0.86	$1.20	$1.29	$1.11	$1.09
Number of accumulation units outstanding at end of period (000 omitted)		—	—	—	—	—	—	—	—	—

 116  WELLS FARGO ADVANTAGE CHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

Variable account charges of 2.20% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004

Columbia Variable Portfolio – Cash Management Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$0.98	$1.00	$1.02	$1.04	$1.04	$1.02	$0.99	$0.99	$1.00
Accumulation unit value at end of period	$0.96	$0.98	$1.00	$1.02	$1.04	$1.04	$1.02	$0.99	$0.99
Number of accumulation units outstanding at end of period (000 omitted)	6	5	61	73	353	—	7	4	—

Columbia Variable Portfolio – Diversified Bond Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.23	$1.17	$1.11	$0.99	$1.08	$1.05	$1.03	$1.03	$1.00
Accumulation unit value at end of period	$1.29	$1.23	$1.17	$1.11	$0.99	$1.08	$1.05	$1.03	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	5	5	11	59	105	66	40	—	—

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.22	$1.31	$1.15	$0.92	$1.58	$1.50	$1.28	$1.15	$1.00
Accumulation unit value at end of period	$1.36	$1.22	$1.31	$1.15	$0.92	$1.58	$1.50	$1.28	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	22	23	28	51	82	160	181	83	—

Columbia Variable Portfolio – Emerging Markets Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.88	$2.44	$2.08	$1.22	$2.70	$2.00	$1.52	$1.16	$1.00
Accumulation unit value at end of period	$2.22	$1.88	$2.44	$2.08	$1.22	$2.70	$2.00	$1.52	$1.16
Number of accumulation units outstanding at end of period (000 omitted)	5	5	7	8	18	32	46	24	3

Columbia Variable Portfolio – High Yield Bond Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.51	$1.46	$1.31	$0.87	$1.19	$1.19	$1.10	$1.08	$1.00
Accumulation unit value at end of period	$1.70	$1.51	$1.46	$1.31	$0.87	$1.19	$1.19	$1.10	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	1	1	1	1	6	38	55	30	4

Columbia Variable Portfolio – Large Cap Growth Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$0.98	$1.04	$0.91	$0.68	$1.24	$1.23	$1.13	$1.07	$1.00
Accumulation unit value at end of period	$1.16	$0.98	$1.04	$0.91	$0.68	$1.24	$1.23	$1.13	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	1	1	1	1	1	—	—	—	—

Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.00	$0.98	$0.85	$0.70	$1.24	$1.23	$1.09	$1.05	$1.00
Accumulation unit value at end of period	$1.12	$1.00	$0.98	$0.85	$0.70	$1.24	$1.23	$1.09	$1.05
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	2	14	21	19

Columbia Variable Portfolio – Mid Cap Growth Opportunity Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.10	$1.33	$1.07	$0.67	$1.25	$1.12	$1.15	$1.06	$1.00
Accumulation unit value at end of period	$1.20	$1.10	$1.33	$1.07	$0.67	$1.25	$1.12	$1.15	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	1	1	1

Columbia Variable Portfolio – S&P 500 Index Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.08	$1.09	$0.97	$0.79	$1.28	$1.24	$1.10	$1.08	$1.00
Accumulation unit value at end of period	$1.22	$1.08	$1.09	$0.97	$0.79	$1.28	$1.24	$1.10	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.02	$1.02	$1.02	$0.98	$1.03	$1.00	$0.99	$0.99	$1.00
Accumulation unit value at end of period	$1.01	$1.02	$1.02	$1.02	$0.98	$1.03	$1.00	$0.99	$0.99
Number of accumulation units outstanding at end of period (000 omitted)	3	3	3	14	21	—	9	5	—

Dreyfus Investment Portfolios Technology Growth Portfolio, Service Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.19	$1.33	$1.04	$0.68	$1.18	$1.06	$1.04	$1.03	$1.00
Accumulation unit value at end of period	$1.35	$1.19	$1.33	$1.04	$0.68	$1.18	$1.06	$1.04	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	3	3	3	4	9	19	30	12	—

Dreyfus Variable Investment Fund Appreciation Portfolio, Service Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.22	$1.15	$1.02	$0.85	$1.24	$1.18	$1.04	$1.02	$1.00
Accumulation unit value at end of period	$1.31	$1.22	$1.15	$1.02	$0.85	$1.24	$1.18	$1.04	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Fidelity® VIP Contrafund® Portfolio Service Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.27	$1.34	$1.17	$0.88	$1.58	$1.37	$1.26	$1.10	$1.00
Accumulation unit value at end of period	$1.45	$1.27	$1.34	$1.17	$0.88	$1.58	$1.37	$1.26	$1.10
Number of accumulation units outstanding at end of period (000 omitted)	25	26	31	38	83	177	296	101	8

Fidelity® VIP Mid Cap Portfolio Service Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.53	$1.76	$1.40	$1.02	$1.73	$1.53	$1.40	$1.21	$1.00
Accumulation unit value at end of period	$1.72	$1.53	$1.76	$1.40	$1.02	$1.73	$1.53	$1.40	$1.21
Number of accumulation units outstanding at end of period (000 omitted)	5	5	6	13	23	38	39	16	—

Fidelity® VIP Overseas Portfolio Service Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.02	$1.26	$1.14	$0.92	$1.68	$1.47	$1.27	$1.10	$1.00
Accumulation unit value at end of period	$1.20	$1.02	$1.26	$1.14	$0.92	$1.68	$1.47	$1.27	$1.10
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	1	2	5	6	5

WELLS FARGO ADVANTAGE CHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 117

Variable account charges of 2.20% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004

FTVIPT Franklin Global Real Estate Securities Fund – Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$0.97	$1.06	$0.89	$0.77	$1.36	$1.76	$1.49	$1.34	$1.00
Accumulation unit value at end of period	$1.21	$0.97	$1.06	$0.89	$0.77	$1.36	$1.76	$1.49	$1.34
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

FTVIPT Franklin Income Securities Fund – Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.31	$1.31	$1.19	$0.90	$1.30	$1.29	$1.11	$1.12	$1.00
Accumulation unit value at end of period	$1.45	$1.31	$1.31	$1.19	$0.90	$1.30	$1.29	$1.11	$1.12
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

FTVIPT Templeton Global Bond Securities Fund – Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.72	$1.77	$1.58	$1.36	$1.31	$1.21	$1.10	$1.16	$1.00
Accumulation unit value at end of period	$1.94	$1.72	$1.77	$1.58	$1.36	$1.31	$1.21	$1.10	$1.16
Number of accumulation units outstanding at end of period (000 omitted)	3	3	5	18	34	64	78	39	8

Goldman Sachs VIT Mid Cap Value Fund – Institutional Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.36	$1.48	$1.21	$0.93	$1.51	$1.49	$1.32	$1.19	$1.00
Accumulation unit value at end of period	$1.57	$1.36	$1.48	$1.21	$0.93	$1.51	$1.49	$1.32	$1.19
Number of accumulation units outstanding at end of period (000 omitted)	7	7	12	17	30	58	65	28	3

Invesco V.I. American Franchise Fund, Series II Shares (04/27/2012)
Accumulation unit value at beginning of period	$1.00	—	—	—	—	—	—	—	—
Accumulation unit value at end of period	$0.96	—	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Invesco V.I. Comstock Fund, Series II Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.06	$1.11	$0.98	$0.78	$1.24	$1.30	$1.15	$1.13	$1.00
Accumulation unit value at end of period	$1.24	$1.06	$1.11	$0.98	$0.78	$1.24	$1.30	$1.15	$1.13
Number of accumulation units outstanding at end of period (000 omitted)	29	31	34	42	78	192	235	119	13

Invesco V.I. Mid Cap Growth Fund, Series II Shares (04/27/2012)
Accumulation unit value at beginning of period	$1.00	—	—	—	—	—	—	—	—
Accumulation unit value at end of period	$0.97	—	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Oppenheimer Global Fund/VA, Service Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.23	$1.37	$1.21	$0.89	$1.53	$1.47	$1.28	$1.15	$1.00
Accumulation unit value at end of period	$1.46	$1.23	$1.37	$1.21	$0.89	$1.53	$1.47	$1.28	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Oppenheimer Global Strategic Income Fund/VA, Service Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.29	$1.31	$1.16	$1.00	$1.20	$1.12	$1.07	$1.07	$1.00
Accumulation unit value at end of period	$1.42	$1.29	$1.31	$1.16	$1.00	$1.20	$1.12	$1.07	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	5	6	10	34	60	120	136	68	12

Oppenheimer Main Street Small Cap Fund®/VA, Service Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.26	$1.32	$1.10	$0.82	$1.35	$1.40	$1.25	$1.16	$1.00
Accumulation unit value at end of period	$1.45	$1.26	$1.32	$1.10	$0.82	$1.35	$1.40	$1.25	$1.16
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Putnam VT Global Health Care Fund – Class IB Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.08	$1.11	$1.11	$0.90	$1.11	$1.14	$1.14	$1.03	$1.00
Accumulation unit value at end of period	$1.29	$1.08	$1.11	$1.11	$0.90	$1.11	$1.14	$1.14	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Putnam VT Small Cap Value Fund – Class IB Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.06	$1.14	$0.92	$0.72	$1.21	$1.42	$1.23	$1.18	$1.00
Accumulation unit value at end of period	$1.22	$1.06	$1.14	$0.92	$0.72	$1.21	$1.42	$1.23	$1.18
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	5	4	12	—	—

Variable Portfolio – Aggressive Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.05	$1.11	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.17	$1.05	$1.11	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Variable Portfolio – Aggressive Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.06	$1.11	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.17	$1.06	$1.11	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	221	223	266	—	—	—	—	—	—

Variable Portfolio – BlackRock Global Inflation-Protected Securities Fund (Class 3) (05/01/2006)
Accumulation unit value at beginning of period	$1.21	$1.12	$1.10	$1.06	$1.08	$1.02	$1.00	—	—
Accumulation unit value at end of period	$1.25	$1.21	$1.12	$1.10	$1.06	$1.08	$1.02	—	—
Number of accumulation units outstanding at end of period (000 omitted)	3	3	6	29	44	38	29	—	—

 118  WELLS FARGO ADVANTAGE CHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

Variable account charges of 2.20% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004

Variable Portfolio – Conservative Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.05	$1.04	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.10	$1.05	$1.04	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Variable Portfolio – Conservative Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.05	$1.04	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.10	$1.05	$1.04	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Variable Portfolio – Moderate Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.06	$1.08	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.15	$1.06	$1.08	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	47	47	47	—	—	—	—	—	—

Variable Portfolio – Moderate Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.06	$1.08	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.15	$1.06	$1.08	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	227	239	257	—	—	—	—	—	—

Variable Portfolio – Moderately Aggressive Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.06	$1.10	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.17	$1.06	$1.10	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Variable Portfolio – Moderately Aggressive Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.06	$1.10	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.17	$1.06	$1.10	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	69	—	—	—	—	—	—

Variable Portfolio – Moderately Conservative Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.06	$1.06	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.12	$1.06	$1.06	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Variable Portfolio – Moderately Conservative Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.06	$1.06	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.13	$1.06	$1.06	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	61	61	61	—	—	—	—	—	—

Variable Portfolio – Partners Small Cap Value Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.32	$1.41	$1.16	$0.87	$1.30	$1.40	$1.19	$1.15	$1.00
Accumulation unit value at end of period	$1.47	$1.32	$1.41	$1.16	$0.87	$1.30	$1.40	$1.19	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	10	10	10	11	17	56	72	43	5

Variable Portfolio – Victory Established Value Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.14	$1.25	$1.05	$0.78	$1.26	$1.22	$1.08	$1.09	$1.00
Accumulation unit value at end of period	$1.31	$1.14	$1.25	$1.05	$0.78	$1.26	$1.22	$1.08	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Wanger USA (04/30/2004)
Accumulation unit value at beginning of period	$1.27	$1.35	$1.12	$0.80	$1.36	$1.32	$1.25	$1.15	$1.00
Accumulation unit value at end of period	$1.49	$1.27	$1.35	$1.12	$0.80	$1.36	$1.32	$1.25	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	6	6	8	14	18	49	56	28	4

Wells Fargo Advantage VT Index Asset Allocation Fund – Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.15	$1.11	$1.00	$0.89	$1.28	$1.21	$1.11	$1.08	$1.00
Accumulation unit value at end of period	$1.28	$1.15	$1.11	$1.00	$0.89	$1.28	$1.21	$1.11	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Wells Fargo Advantage VT International Equity Fund – Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.09	$1.28	$1.13	$1.00	$1.74	$1.55	$1.29	$1.14	$1.00
Accumulation unit value at end of period	$1.21	$1.09	$1.28	$1.13	$1.00	$1.74	$1.55	$1.29	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	1	1	—	—	—	—	2	1	—

Wells Fargo Advantage VT Intrinsic Value Fund – Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$0.98	$1.02	$0.92	$0.80	$1.29	$1.29	$1.11	$1.08	$1.00
Accumulation unit value at end of period	$1.15	$0.98	$1.02	$0.92	$0.80	$1.29	$1.29	$1.11	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Wells Fargo Advantage VT Omega Growth Fund – Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.29	$1.39	$1.19	$0.85	$1.19	$1.09	$1.06	$1.04	$1.00
Accumulation unit value at end of period	$1.51	$1.29	$1.39	$1.19	$0.85	$1.19	$1.09	$1.06	$1.04
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	1	1	6	5	2

WELLS FARGO ADVANTAGE CHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 119

Variable account charges of 2.20% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004

Wells Fargo Advantage VT Opportunity Fund – Class 2 (08/26/2011)
Accumulation unit value at beginning of period	$1.04	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.18	$1.04	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Wells Fargo Advantage VT Small Cap Growth Fund – Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.45	$1.56	$1.26	$0.84	$1.47	$1.32	$1.10	$1.06	$1.00
Accumulation unit value at end of period	$1.53	$1.45	$1.56	$1.26	$0.84	$1.47	$1.32	$1.10	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Wells Fargo Advantage VT Total Return Bond Fund – Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.32	$1.24	$1.19	$1.08	$1.08	$1.04	$1.03	$1.03	$1.00
Accumulation unit value at end of period	$1.37	$1.32	$1.24	$1.19	$1.08	$1.08	$1.04	$1.03	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

 120  WELLS FARGO ADVANTAGE CHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

Table of Contents of the Statement of Additional Information

Calculating Annuity Payouts	p. 3

Rating Agencies	p. 4

Revenues Received During Calendar Year 2012	p. 4

Principal Underwriter	p. 5

Independent Registered Public Accounting Firms	p. 5

Condensed Financial Information (Unaudited)	p. 6

Financial Statements

WELLS FARGO ADVANTAGE CHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 121

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RiverSource Life Insurance Company
829 Ameriprise Financial Center
Minneapolis, MN 55474
1-800-333-3437

RiverSource Distributors, Inc. (Distributor), Member FINRA.
Insurance and annuity products are issued by RiverSource Life Insurance Company.

©2008-2013 RiverSource Life Insurance Company. All rights reserved.
45305 N (4/13)

Prospectus

April 29, 2013

Wells Fargo

Advantage® Select Variable Annuity

INDIVIDUAL FLEXIBLE PREMIUM DEFERRED COMBINATION FIXED/VARIABLE ANNUITY

Issued by:	RiverSource Life Insurance Company (RiverSource Life)

829 Ameriprise Financial Center
Minneapolis, MN 55474
Telephone: 1-800-333-3437
(Corporate Office)
RiverSource Variable Annuity Account/RiverSource MVA Account

New contracts are not currently being offered.

This prospectus contains information that you should know before investing. Prospectuses are also available for:

AllianceBernstein Variable Products Series Fund, Inc. (Class B)
American Century® Variable Portfolios, Inc., Class II
Columbia Funds Variable Series Trust II
Dreyfus Variable Investment Fund, Service Share Class
Fidelity® Variable Insurance Products Service Class 2
Franklin® Templeton® Variable Insurance Products Trust
  (FTVIPT) – Class 2
Goldman Sachs Variable Insurance Trust (VIT)
Invesco Variable Insurance Funds
Oppenheimer Variable Account Funds, Service Shares
Putnam Variable Trust – Class IB Shares
Wanger Advisors Trust
Wells Fargo Variable Trust

Please read the prospectuses carefully and keep them for future reference.

Contracts with applications signed prior to May 1, 2006 with a seven-year withdrawal charge schedule receive a purchase payment credit for each payment made to the contract. Purchase payment credits are not available on contracts with applications signed on or after May 1, 2006 in most states. Ask your investment professional whether purchase payment credits are available under your contract. Expense charges for contracts with purchase payment credits may be higher than expenses for contracts without such credits. The amount of the credit may be more than offset by any additional fees and charges associated with the credit. The credits may be reversed. Purchase payment credits are not available for contracts with a five-year withdrawal charge schedule. (See “Buying Your Contract — Purchase Payment Credits”).

The Securities and Exchange Commission (SEC) has not approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

An investment in this contract is not a deposit of a bank or financial institution and is not insured or guaranteed by the Federal Deposit Insurance Corporation (FDIC) or any other government agency. An investment in this contract involves investment risk including the possible loss of principal.

A Statement of Additional Information (SAI), dated the same date as this prospectus, is incorporated by reference into this prospectus. It is filed with the SEC and is available without charge by contacting RiverSource Life at the telephone number and address listed above. The table of contents of the SAI is on the last page of this prospectus. The SEC maintains an Internet site. This prospectus, the SAI and other information about the product are available on the EDGAR Database on the SEC’s Internet site at (http://www.sec.gov).

Variable annuities are insurance products that are complex investment vehicles. Before you invest, be sure to ask your investment professional about the variable annuity’s features, benefits, risks and fees, and whether the variable annuity is appropriate for you, based upon your financial situation and objectives.

The contract and/or certain optional benefits described in this prospectus may not be available in all jurisdictions. This prospectus constitutes an offering or solicitation only in those jurisdictions where such offering or solicitation may lawfully be made. State variations are covered in a special contract form used in that state. This prospectus provides a general description of the contract. Your actual contract and any riders or endorsements are the controlling documents.

RiverSource Life has not authorized any person to give any information or to make any representations regarding the contract other than those contained in this prospectus or the fund prospectuses. Do not rely on any such information or representations.

WELLS FARGO ADVANTAGE SELECT VARIABLE ANNUITY — PROSPECTUS 1

RiverSource Life offers other variable annuity contracts in addition to the contract described in this prospectus. Each annuity has different features and optional benefits that may be appropriate for you based on your individual financial situation and needs, your age and how you intend to use the annuity. The different features and benefits may include the investment and fund manager options, variations in interest rate amount and guarantees, credits, withdrawal charge schedules and access to your annuity account values. The fees and charges you will pay when buying, owning and withdrawing money from the contract we describe in this prospectus may be more or less than the fees and charges of other variable annuities we issue. A securities broker dealer authorized to sell the contract described in this prospectus (selling firm) may not offer all the variable annuities we issue. In addition, some selling firms may not permit their investment professionals to sell the contract and/or optional benefits described in this prospectus to persons over a certain age (which may be lower than age limits we set), or may otherwise restrict the sale of the optional benefits described in this prospectus by their investment professionals. You should ask your investment professional about his or her selling firm’s ability to offer you other variable annuities we issue (which might have lower fees and charges than the contract described in this prospectus), and any limits the selling firm has placed on your investment professional’s ability to offer you the contract and/or optional riders described in this prospectus..

 2  WELLS FARGO ADVANTAGE SELECT VARIABLE ANNUITY — PROSPECTUS

WELLS FARGO ADVANTAGE SELECT VARIABLE ANNUITY — PROSPECTUS 3

Key Terms

These terms can help you understand details about your contract.

Accumulation unit: A measure of the value of each subaccount before annuity payouts begin.

Annuitant: The person or persons on whose life or life expectancy the annuity payouts are based.

Annuity payouts: An amount paid at regular intervals under one of several plans.

Assumed investment rate: The rate of return we assume your investments will earn when we calculate your initial annuity payout amount using the annuity table in your contract. The standard assumed investment rate we use is 5% but you may request we substitute an assumed investment rate of 3.5%.

Beneficiary: The person you designate to receive benefits in case of the owner’s or annuitant’s death while the contract is in force.

Close of business: The time the New York Stock Exchange (NYSE) closes (4 p.m. Eastern time unless the NYSE closes earlier).

Code: The Internal Revenue Code of 1986, as amended.

Contract: A deferred annuity contract that permits you to accumulate money for retirement by making one or more purchase payments. It provides for lifetime or other forms of payouts beginning at a specified time in the future.

Contract value: The total value of your contract before we deduct any applicable charges.

Contract year: A period of 12 months, starting on the effective date of your contract and on each anniversary of the effective date.

Fixed account: Our general account which includes the one-year fixed account and the DCA fixed account. Amounts you allocate to the fixed account earn interest rates we declare periodically.

Funds: Investment options under your contract. You may allocate your purchase payments into subaccounts investing in shares of the funds.

Good order: We cannot process your transaction request relating to the contract until we have received the request in good order at our corporate office. “Good order” means the actual receipt of the requested transaction in writing, along with all information, forms and supporting legal documentation necessary to effect the transaction. To be in “good order,” your instructions must be sufficiently clear so that we do not need to exercise any discretion to follow such instructions. This information and documentation generally includes your completed request; the contract number; the transaction amount (in dollars); the names of and allocations to and/or from the subaccounts and the fixed account affected by the requested transaction; the signatures of all contract owners, exactly as registered on the contract, if necessary; Social Security Number or Taxpayer Identification Number; and any other information, forms or supporting documentation that we may require. With respect to purchase requests, “good order” also generally includes receipt of sufficient payment by us to effect the purchase. We may, in our sole discretion, determine whether any particular transaction request is in good order, and we reserve the right to change or waive any good order requirements at any time.

Guarantee Period: The number of successive 12-month periods that a guaranteed interest rate is credited.

Guarantee Period Accounts (GPAs): A nonunitized separate account to which you may allocate purchase payments and purchase payment credits or transfer contract value of at least $1,000. These accounts have guaranteed interest rates for guarantee periods we declare when you allocate purchase payments and purchase payment credits or transfer contract value to a GPA. These guaranteed rates and periods of time may vary by state. Unless an exception applies, transfers or withdrawals from a GPA done more than 30 days before the end of the guarantee period will receive a market value adjustment, which may result in a gain or loss of principal.

Market Value Adjustment (MVA): A positive or negative adjustment assessed if any portion of a Guarantee Period Account is withdrawn or transferred more than 30 days before the end of its guarantee period.

Owner (you, your): The person or persons identified in the contract as owner(s) of the contract, who has or have the right to control the contract (to decide on investment allocations, transfers, payout options, etc.). Usually, but not always, the owner is also the annuitant. During the owner’s life, the owner is responsible for taxes, regardless of whether he or she receives the contract’s benefits. When the contract is owned by a revocable trust, the annuitant selected should be the grantor of the trust to assure compliance with Section 72(s) of the Code.

Purchase payment credits: For contracts with applications signed prior to May 1, 2006 with a seven-year withdrawal charge schedule only, an addition we make to your contract value. We base the amount of the credit on total net payments (total

 4  WELLS FARGO ADVANTAGE SELECT VARIABLE ANNUITY — PROSPECTUS

payments less total withdrawals). We apply the credit to your contract based on your current payment. Purchase payment credits are not be available on contracts with applications signed on or after May 1, 2006 in most states.

Qualified annuity: A contract that you purchase to fund one of the following tax-deferred retirement plans that is subject to applicable federal law and any rules of the plan itself:

•	Individual Retirement Annuities (IRAs) including inherited IRAs under Section 408(b) of the Code

•	Roth IRAs including inherited Roth IRAs under Section 408A of the Code

•	Simplified Employee Pension (SEP) plans under Section 408(k) of the Code

•	Tax-Sheltered Annuity (TSA) rollovers under Section 403(b) of the Code

A qualified annuity will not provide any necessary or additional tax deferral if it is used to fund a retirement plan that is already tax deferred.

All other contracts are considered nonqualified annuities.

Retirement date: The date when annuity payouts are scheduled to begin.

Rider effective date: The date a rider becomes effective as stated in the rider.

RiverSource Life: In this prospectus, “we,” “us,” “our” and “RiverSource Life” refer to RiverSource Life Insurance Company.

Valuation date: Any normal business day, Monday through Friday, on which the NYSE is open, up to the close of business. At the close of business, the next valuation date begins. We calculate the accumulation unit value of each subaccount on each valuation date. If we receive your purchase payment or any transaction request (such as a transfer or withdrawal request) in good order at our corporate office before the close of business, we will process your payment or transaction using the accumulation unit value we calculate on the valuation date we received your payment or transaction request. On the other hand, if we receive your purchase payment or transaction request in good order at our corporate office at or after the close of business, we will process your payment or transaction using the accumulation unit value we calculate on the next valuation date. If you make a transaction request by telephone (including by fax), you must have completed your transaction by the close of business in order for us to process it using the accumulation unit value we calculate on that valuation date. If you were not able to complete your transaction before the close of business for any reason, including telephone service interruptions or delays due to high call volume, we will process your transaction using the accumulation unit value we calculate on the next valuation date.

Variable account: Consists of separate subaccounts to which you may allocate purchase payments; each invests in shares of one fund. The value of your investment in each subaccount changes with the performance of the particular fund.

Withdrawal value: The amount you are entitled to receive if you make a full withdrawal from your contract. It is the contract value minus any applicable charges.

WELLS FARGO ADVANTAGE SELECT VARIABLE ANNUITY — PROSPECTUS 5

The Contract in Brief

Purpose: The purpose of the contract is to allow you to accumulate money for retirement or similar long-term goal. You do this by making one or more purchase payments. You may allocate your purchase payments to the GPAs, one-year fixed account, the DCA fixed account (if part of your contract) and/or subaccounts of the variable account under the contract; however, you risk losing amounts you invest in the subaccounts of the variable account. These accounts, in turn, may earn returns that increase the value of the contract. If the contract value goes to zero due to underlying fund’s performance or deduction of fees, the contract will no longer be in force and the contract (including any death benefit riders) will terminate. Beginning at a specified time in the future called the retirement date, the contract provides lifetime or other forms of payout of your contract value (less any applicable premium tax).

It may have not been advantageous for you to purchase this contract in exchange for, or in addition to, an existing annuity or life insurance policy. Generally, you can exchange one annuity for another or for a long-term care policy in a “tax-free” exchange under Section 1035 of the Code. You can also do a partial exchange from one annuity contract to another annuity contract, subject to Internal Revenue Service (“IRS”) rules. You also generally can exchange a life insurance policy for an annuity. However, before making an exchange, you should compare both contracts carefully because the features and benefits may be different. Fees and charges may be higher or lower on your old contract than on this contract. You may have to pay a withdrawal charge when you exchange out of your old contract and a new withdrawal charge period will begin when you exchange into this contract. If the exchange does not qualify for Section 1035 treatment, you also may have to pay federal income tax on the distribution. State income taxes may also apply. You should not exchange your old contract for this contract, or buy this contract in addition to your old contract, unless you determine it is in your best interest. (See “Taxes-1035 Exchanges”.)

Tax-deferred retirement plans: Most annuities have a tax-deferred feature. So do many retirement plans under the Code. As a result, when you use a qualified annuity to fund a retirement plan that is tax-deferred, your contract will not provide any necessary or additional tax deferral for that retirement plan. A qualified annuity has features other than tax deferral that may help you reach your retirement goals. In addition, the Code subjects retirement plans to required withdrawals triggered at a certain age. These mandatory withdrawals are called required minimum distributions (“RMDs”). RMDs may reduce the value of certain death benefits and optional riders (see “Taxes — Qualified Annuities — Required Minimum Distributions”). You should consult your tax advisor before you purchase the contract as a qualified annuity for an explanation of the tax implications to you.

Accounts: Generally, you may allocate your purchase payments among the:

•	subaccounts, each of which invests in a fund with a particular investment objective. The value of each subaccount varies with the performance of the particular fund in which it invests. We cannot guarantee that the value at the retirement date will equal or exceed the total purchase payments you allocate to the subaccounts. (See “The Variable Account and the Funds”).

•	GPAs which earn interest at rates declared when you make an allocation to that account. The required minimum investment in each GPA is $1,000. These accounts may not be available in all states. (See “The Guarantee Period Accounts (GPAs)”)

•	one-year fixed account, which earns interest at rates that we adjust periodically. There are restrictions on the amount you can allocate to this account as well as on transfers from this account. (See “The One-Year Fixed Account”)

•	DCA fixed account, if part of your contract, which earns interest at rates that we adjust periodically. There are restrictions on how long contract value can remain in this account. (See “The Fixed Account — DCA Fixed Account”).

Buying your contract: We no longer offer new contracts. However, you have the option of making additional purchase payments in the future, subject to certain limitations. Purchase payment amounts and purchase payment timing may be limited under the terms of your contract and/or pursuant to state requirements. (See “Buying Your Contract”).

Transfers: Subject to certain restrictions, you currently may redistribute your contract value among the accounts without charge at any time until annuity payouts begin, and once per contract year among the subaccounts after annuity payouts begin. Transfers out of the GPAs done more than 30 days before the end of the guarantee period will be subject to an MVA, unless an exception applies. You may establish automated transfers among the accounts. Transfers into the DCA fixed account are not permitted. We reserve the right to further limit transfers to the one-year fixed account if the interest rate we are then currently crediting is equal to the minimum interest rate stated in the contract. (See “Making the Most of Your Contract — Transferring Among Accounts”).

Withdrawals: You may withdraw all or part of your contract value at any time before the retirement date. You also may establish automated partial withdrawals. Withdrawals may be subject to charges and tax penalties (including a 10% IRS penalty that may apply if you make withdrawals prior to your reaching age 59 1/2) and may have other tax consequences. Certain other restrictions may apply. (See “Withdrawals”)

 6  WELLS FARGO ADVANTAGE SELECT VARIABLE ANNUITY — PROSPECTUS

Optional benefits: This contract offers features that are available for additional charges if you meet certain criteria. Optional benefits may require the use of a Portfolio Navigator program (PN program) investment option which may limit transfers and allocations; may limit the timing, amount and allocation of purchase payments; and may limit the amount of partial withdrawals that can be taken under the optional benefit during a contract year. (See “Optional Benefits”).

Benefits in case of death: If you or the annuitant die before annuity payouts begin, we will pay the beneficiary an amount based on the death benefit selected. (See “Benefits in Case of Death”).

Annuity payouts: You can apply your contract value, after reflecting any adjustments, to an annuity payout plan that begins on the retirement date. You may choose from a variety of plans to make sure that payouts continue as long as you like. The payout schedule must meet IRS requirements. We can make payouts on a fixed or variable basis, or both. During the annuity payout period, your choices for subaccounts may be limited. The GPAs and the DCA fixed account are not available during the payout period. (See “The Annuity Payout Period”).

Taxes: Generally, income earned on your contract value grows tax-deferred until you make withdrawals or begin to receive payouts. (Under certain circumstances, IRS penalty taxes may apply.) The tax treatment of qualified and non-qualified annuities differs. Even if you direct payouts to someone else, you will be taxed on the income if you are the owner. (See “Taxes”).

WELLS FARGO ADVANTAGE SELECT VARIABLE ANNUITY — PROSPECTUS 7

Expense Summary

The following tables describe the fees and expenses that you will pay when buying, owning and making a withdrawal from the contract. The first table describes the fees and expenses that you will pay at the time that you buy the contract or make a withdrawal from the contract. State premium taxes also may be deducted.

CONTRACT OWNER TRANSACTION EXPENSES

Withdrawal charge

(Contingent deferred sales charge as a percentage of purchase payments withdrawn)

You select either a seven-year or five-year withdrawal charge schedule at the time of application.

Seven-year schedule		Five-year schedule*
Years from purchase	Withdrawal charge	Years from purchase	Withdrawal charge
payment receipt**	percentage	payment receipt**	percentage

1	8%	1	8%

2	8	2	7

3	7	3	6

4	7	4	4

5	6	5	2

6	5	Thereafter	0

7	3

Thereafter	0

*	The five-year withdrawal charge schedule may not be available in all states.

**	According to our current administrative practice, for the purpose of withdrawal charge calculation, we consider that the year is completed one day prior to the day each purchase payment was received.

Withdrawal charge under Annuity Payout Plan E — Payouts for a specified period: If you are receiving variable annuity payments under this annuity payout plan, you can choose to take a withdrawal. The amount that you can withdraw is the present value of any remaining variable payouts. The discount rate we use in the calculation will be 5.17% for the assumed investment return of 3.5% and 6.67% for the assumed investment return of 5.0%. The withdrawal charge equals the present value of the remaining payouts using the assumed investment return minus the present value of the remaining payouts using the discount rate. (See “Charges — Withdrawal Charge” and “The Annuity Payout Period — Annuity Payout Plans.”)

 8  WELLS FARGO ADVANTAGE SELECT VARIABLE ANNUITY — PROSPECTUS

The next two tables describe the fees and expenses that you will pay periodically during the time that you own the contract, not including fund fees and expenses.

ANNUAL VARIABLE ACCOUNT EXPENSES
(As a percentage of average daily subaccount value.)

You must choose a death benefit guarantee, a qualified or nonqualified contract and the length of your contract’s withdrawal charge schedule. The combination you choose determines the mortality and expense risk fees you pay. The table below shows the combinations available to you and their cost. The variable account administrative charge is in addition to the mortality and expense risk fee.

Seven-year withdrawal charge schedule for contracts with applications signed on or after May 1, 2006 and if available in your state

	Mortality and	Variable account	Total variable
	expense risk fee	administrative charge	account expense

Qualified annuities

Return of Purchase Payment (ROP) Death Benefit	0.90%	0.15%	1.05%

Maximum Anniversary Value (MAV) Death Benefit	1.10	0.15	1.25

5% Accumulation Death Benefit	1.25	0.15	1.40

Enhanced Death Benefit	1.30	0.15	1.45

Nonqualified annuities

ROP Death Benefit	1.05	0.15	1.20

MAV Death Benefit	1.25	0.15	1.40

5% Accumulation Death Benefit	1.40	0.15	1.55

Enhanced Death Benefit	1.45	0.15	1.60

Seven-year withdrawal charge schedule for all other contracts

	Mortality and	Variable account	Total variable
	expense risk fee	administrative charge	account expense

Qualified annuities

ROP Death Benefit	1.00%	0.15%	1.15%

MAV Death Benefit	1.20	0.15	1.35

5% Accumulation Death Benefit	1.35	0.15	1.50

Enhanced Death Benefit	1.40	0.15	1.55

Nonqualified annuities

ROP Death Benefit	1.15	0.15	1.30

MAV Death Benefit	1.35	0.15	1.50

5% Accumulation Death Benefit	1.50	0.15	1.65

Enhanced Death Benefit	1.55	0.15	1.70

Five-year withdrawal charge schedule

Qualified annuities

ROP Death Benefit	1.20%	0.15%	1.35%

MAV Death Benefit	1.40	0.15	1.55

5% Accumulation Death Benefit	1.55	0.15	1.70

Enhanced Death Benefit	1.60	0.15	1.75

Nonqualified annuities

ROP Death Benefit	1.35	0.15	1.50

MAV Death Benefit	1.55	0.15	1.70

5% Accumulation Death Benefit	1.70	0.15	1.85

Enhanced Death Benefit	1.75	0.15	1.90

WELLS FARGO ADVANTAGE SELECT VARIABLE ANNUITY — PROSPECTUS 9

OTHER ANNUAL EXPENSES

Annual contract administrative charge	$40

(We will waive this charge when your contract value is $50,000 or more on the current contract anniversary except at full withdrawal.)

Optional Death Benefits
If eligible, you may have selected an optional death benefit in addition to the ROP and MAV Death Benefits. The fees apply only if you have selected one of these benefits.

Benefit Protector® Death Benefit rider fee	0.25%

Benefit Protector® Plus Death Benefit rider fee	0.40%

(As a percentage of the contract value charged annually on the contract anniversary.)

Optional Living Benefits
If eligible, you may have selected one of the following optional living benefits if available in your state. Each optional living benefit requires participation in the PN program. The fees apply only if you have selected one of these benefits.

Accumulation Protector Benefit® rider fee	Maximum: 1.75%	Current: 0.55%

(Charged annually on the contract anniversary as a percentage of the contract value or the Minimum Contract Accumulation Value, whichever is greater.)

Guarantor Withdrawal Benefit for Life® rider fee	Maximum: 1.50%	Current: 0.65%

(Charged annually on the contract anniversary as a percentage of the contract value or the total Remaining Benefit Amount, whichever is greater.)

Guarantor® Withdrawal Benefit rider fee	Maximum: 1.50%	Current: 0.55%

(As a percentage of contract value charged annually on the contract anniversary.)

Income Assurer Benefit® – MAV rider fee	Maximum: 1.50%	Current: 0.30%(1)

Income Assurer Benefit® – 5% Accumulation Benefit Base rider fee	Maximum: 1.75%	Current: 0.60%(1)

Income Assurer Benefit® – Greater of MAV or 5% Accumulation Benefit Base rider fee	Maximum: 2.00%	Current: 0.65%(1)

(As a percentage of the guaranteed income benefit base charged annually on the contract anniversary.)

(1)	For applications signed prior to Oct. 7, 2004, the following current annual rider charges apply: Income Assurer Benefit – MAV — 0.55%, Income Assurer Benefit – 5% Accumulation Benefit Base — 0.70%; and Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base — 0.75%.

 10  WELLS FARGO ADVANTAGE SELECT VARIABLE ANNUITY — PROSPECTUS

ANNUAL OPERATING EXPENSES OF THE FUNDS
The next two tables describe the operating expenses of the funds that you may pay periodically during the time that you own the contract. These operating expenses are for the fiscal year ended Dec. 31, 2012, unless otherwise noted. The first table shows the minimum and maximum total operating expenses charged by the funds. The second table shows the total operating expenses charged by each fund. More detail concerning each fund’s fees and expenses is contained in the prospectus for each fund.

Minimum and maximum annual operating expenses for the funds

(Including management fee, distribution and/or service (12b-1) fees and other expenses)(1)

	Minimum	Maximum

Total expenses before fee waivers and/or expense reimbursements	0.45%	1.42%

(1)	Each fund deducts management fees and other expenses from fund assets. Fund assets include amounts you allocate to a particular fund. Funds may also charge 12b-1 fees that are used to finance any activity that is primarily intended to result in the sale of fund shares. Because 12b-1 fees are paid out of fund assets on an ongoing basis, you may pay more if you select subaccounts investing in funds that have adopted 12b-1 plans than if you select subaccounts investing in funds that have not adopted 12b-1 plans. The fund or the fund’s affiliates may pay us or our affiliates for promoting and supporting the offer, sale and servicing of fund shares. In addition, the fund’s distributor and/or investment adviser, transfer agent or their affiliates may pay us or our affiliates for various services we or our affiliates provide. The amount of these payments will vary by fund and may be significant. See “The Variable Account and the Funds” for additional information, including potential conflicts of interest these payments may create. For a more complete description of each fund’s fees and expenses and important disclosure regarding payments the fund and/or its affiliates make, please review the fund’s prospectus and SAI.

Total annual operating expenses for each fund*

(Before fee waivers and/or expense reimbursements, if applicable, as a percentage of average daily net assets)

				Acquired fund	Gross total
	Management	12b-1	Other	fees and	annual
Fund name**	fees	fees	expenses	expenses***	expenses

AllianceBernstein VPS Growth and Income Portfolio (Class B)	0.55%	0.25%	0.05%	—%	0.85%

AllianceBernstein VPS International Value Portfolio (Class B)	0.75	0.25	0.06	—	1.06

American Century VP Inflation Protection, Class II	0.47	0.25	0.01	—	0.73

American Century VP Value, Class II	0.88	0.25	—	—	1.13

Columbia Variable Portfolio – Cash Management Fund (Class 3)	0.33	0.13	0.14	—	0.60	(1)

Columbia Variable Portfolio – Diversified Bond Fund (Class 3)	0.41	0.13	0.13	—	0.67

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3)**	0.57	0.13	0.12	—	0.82

Columbia Variable Portfolio – Emerging Markets Fund (Class 3)**	1.07	0.13	0.22	—	1.42	(1)

Columbia Variable Portfolio – High Yield Bond Fund (Class 3)	0.58	0.13	0.17	—	0.88	(1)

Columbia Variable Portfolio – Large Cap Growth Fund (Class 3)	0.71	0.13	0.17	—	1.01	(1)

Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3)**	0.66	0.13	0.14	0.01	0.94

Columbia Variable Portfolio – Mid Cap Growth Opportunity Fund (Class 3)	0.76	0.13	0.17	—	1.06	(1)

Columbia Variable Portfolio – S&P 500 Index Fund (Class 3)	0.10	0.13	0.22	—	0.45

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 3)**	0.36	0.13	0.14	—	0.63

Dreyfus Investment Portfolios Technology Growth Portfolio, Service Shares	0.75	0.25	0.08	—	1.08

Dreyfus Variable Investment Fund Appreciation Portfolio, Service Shares	0.75	0.25	0.06	—	1.06

Fidelity® VIP Contrafund® Portfolio Service Class 2	0.56	0.25	0.08	—	0.89

Fidelity® VIP Mid Cap Portfolio Service Class 2	0.56	0.25	0.09	—	0.90

Fidelity® VIP Overseas Portfolio Service Class 2	0.71	0.25	0.14	—	1.10

FTVIPT Franklin Global Real Estate Securities Fund – Class 2	0.80	0.25	0.31	—	1.36

FTVIPT Franklin Income Securities Fund – Class 2	0.45	0.25	0.02	—	0.72

FTVIPT Templeton Global Bond Securities Fund – Class 2	0.46	0.25	0.09	—	0.80

Goldman Sachs VIT Mid Cap Value Fund – Institutional Shares	0.80	—	0.07	—	0.87	(2)

Invesco V.I. American Franchise Fund, Series II Shares**	0.68	0.25	0.30	—	1.23	(3)

Invesco V.I. Comstock Fund, Series II Shares**	0.56	0.25	0.29	—	1.10	(3)

Invesco V.I. Mid Cap Growth Fund, Series II Shares**	0.75	0.25	0.37	—	1.37	(3)

Oppenheimer Global Fund/VA, Service Shares**	0.63	0.25	0.13	—	1.01

Oppenheimer Global Strategic Income Fund/VA, Service Shares	0.58	0.25	0.14	0.06	1.03	(4)

Oppenheimer Main Street Small Cap Fund®/VA, Service Shares**	0.69	0.25	0.14	—	1.08	(5)

WELLS FARGO ADVANTAGE SELECT VARIABLE ANNUITY — PROSPECTUS 11

Total annual operating expenses for each fund* (continued)

(Before fee waivers and/or expense reimbursements, if applicable, as a percentage of average daily net assets)

				Acquired fund	Gross total
	Management	12b-1	Other	fees and	annual
Fund name**	fees	fees	expenses	expenses***	expenses

Putnam VT Global Health Care Fund – Class IB Shares	0.64%	0.25%	0.20%	—%	1.09%

Putnam VT Small Cap Value Fund – Class IB Shares	0.64	0.25	0.17	0.09	1.15

Variable Portfolio – Aggressive Portfolio (Class 2)	—	0.25	0.02	0.80	1.07

Variable Portfolio – Aggressive Portfolio (Class 4)	—	0.25	0.02	0.80	1.07

Variable Portfolio – BlackRock Global Inflation-Protected Securities Fund (Class 3)**	0.42	0.13	0.13	—	0.68

Variable Portfolio – Conservative Portfolio (Class 2)	—	0.25	0.02	0.61	0.88

Variable Portfolio – Conservative Portfolio (Class 4)	—	0.25	0.02	0.61	0.88

Variable Portfolio – Moderate Portfolio (Class 2)	—	0.25	0.02	0.72	0.99

Variable Portfolio – Moderate Portfolio (Class 4)	—	0.25	0.02	0.72	0.99

Variable Portfolio – Moderately Aggressive Portfolio (Class 2)	—	0.25	0.02	0.76	1.03

Variable Portfolio – Moderately Aggressive Portfolio (Class 4)	—	0.25	0.02	0.76	1.03

Variable Portfolio – Moderately Conservative Portfolio (Class 2)	—	0.25	0.02	0.67	0.94

Variable Portfolio – Moderately Conservative Portfolio (Class 4)	—	0.25	0.02	0.67	0.94

Variable Portfolio – Partners Small Cap Value Fund (Class 3)	0.91	0.13	0.15	0.01	1.20	(1)

Variable Portfolio – Victory Established Value Fund (Class 3)**	0.77	0.13	0.13	—	1.03	(1)

Wanger USA	0.86	—	0.10	—	0.96

Wells Fargo Advantage VT Index Asset Allocation Fund – Class 2	0.55	0.25	0.33	—	1.13	(6)

Wells Fargo Advantage VT International Equity Fund – Class 2	0.75	0.25	0.23	0.01	1.24	(6)

Wells Fargo Advantage VT Intrinsic Value Fund – Class 2	0.55	0.25	0.34	0.01	1.15	(6)

Wells Fargo Advantage VT Omega Growth Fund – Class 2	0.55	0.25	0.25	—	1.05	(6)

Wells Fargo Advantage VT Opportunity Fund – Class 2	0.65	0.25	0.20	0.01	1.11	(6)

Wells Fargo Advantage VT Small Cap Growth Fund – Class 2	0.75	0.25	0.19	0.01	1.20

Wells Fargo Advantage VT Total Return Bond Fund – Class 2	0.40	0.25	0.29	0.01	0.95	(6)

*	The Funds provided the information on their expenses and we have not independently verified the information.

**	The previous fund names can be found in “The Variable Account and the Funds” section of the prospectus.

***	Includes fees and expenses incurred indirectly by the Fund as a result of its investment in other investment companies (also referred to as acquired funds).

(1)	Columbia Management Investment Advisers, LLC and certain of its affiliates have contractually agreed to waive and/or to reimburse expenses (excluding certain fees and expenses, such as transaction costs and certain other investment related expenses, interest, taxes, acquired fund fees and expenses, and extraordinary expenses) until April 30, 2014, unless sooner terminated at the sole discretion of the Fund’s Board of Trustees. Under this agreement, the Fund’s net operating expenses, subject to applicable exclusions, will not exceed the annual rate of 0.575% for Columbia Variable Portfolio – Cash Management Fund (Class 3), 1.375% for Columbia Variable Portfolio – Emerging Markets Fund (Class 3), 0.845% for Columbia Variable Portfolio – High Yield Bond Fund (Class 3), 0.915% for Columbia Variable Portfolio – Large Cap Growth Fund (Class 3), 0.995% for Columbia Variable Portfolio – Mid Cap Growth Opportunity Fund (Class 3), 1.005% for Variable Portfolio – Partners Small Cap Value Fund (Class 3) and 1.015% for Variable Portfolio – Victory Established Value Fund (Class 3).

(2)	The Investment Adviser agreed to waive a portion of its management fee in order to achieve an effective net management rate of 0.77%. Other expenses include transfer agency fees equal on an annualized basis to 0.02% of the average daily net assets of the Fund’s Institutional Shares, plus all other ordinary expenses not detailed above. The Investment Adviser has voluntarily agreed to reduce or limit other expenses (excluding management fees, distribution and service fees, transfer agent fees and expenses, taxes, interest, brokerage fees and litigation, indemnification, shareholder meetings and other extraordinary expenses, exclusive of any custody and transfer agent fee credit reductions) to the extent such expenses exceed, on an annual basis, 0.054% of the average daily net assets of the Fund. These arrangements will remain in effect through at least April 29, 2014 and prior to such date the Investment Adviser may not terminate the arrangement without the approval of the trustees. After fee waivers and reimbursements, net expenses would be 0.84%.

(3)	The Adviser has contractually agreed, through at least June 30, 2014, to waive advisory fees and/or reimburse expenses of Series II shares to the extent necessary to limit total annual fund operating expenses after fee waivers and/or expense reimbursements (excluding interest, taxes, dividend expense on short sales, extraordinary or non-routine items, including litigation expenses and expenses that the Fund has incurred but did not actually pay because of an expense offset arrangement) of Series II shares to 1.15% for Invesco V.I. American Franchise Fund, Series II Shares, 1.03% for Invesco V.I. Comstock Fund, Series II Shares and 1.34% for Invesco V.I. Mid Cap Growth Fund, Series II Shares of average daily net assets. Acquired fund fees and expenses are also excluded in determining such obligation, if applicable. Unless the Board of Trustees and Invesco Advisers, Inc. mutually agree to amend or continue the fee waiver agreement, it will terminate on June 30, 2014.

(4)	The Manager has contractually agreed to waive fees and/or reimburse Fund expenses in an amount equal to the indirect management fees incurred through the Fund’s investments in Oppenheimer Institutional Money Market Fund, Oppenheimer Short Duration Fund and the Master Funds. This fee waiver and/or expenses reimbursement may not be amended or withdrawn for one year from the date of the Fund’s prospectus, unless approved by the board. After fee waivers, net expenses would be 0.97%.

(5)	The Manager has voluntarily agreed to limit the Fund’s expenses after payments, waivers and/or reimbursements and reduction to custodian expenses, excluding expenses incurred directly or indirectly by the Fund as a result of investments in other investment companies, wholly-owned subsidiaries and pooled investment vehicles; so that those expenses, as percentages of daily net assets, will not exceed the annual rate of 1.05%.

 12  WELLS FARGO ADVANTAGE SELECT VARIABLE ANNUITY — PROSPECTUS

(6)	The Adviser has committed through April 30, 2014 to waive fees and/or reimburse expenses to the extent necessary to cap the Fund’s total annual fund operating expenses after fee waiver at 1.00% for Wells Fargo Advantage VT Index Asset Allocation Fund – Class 2, 0.94% for Wells Fargo Advantage VT International Equity Fund – Class 2, 1.00% for Wells Fargo Advantage VT Intrinsic Value Fund – Class 2, 1.00% for Wells Fargo Advantage VT Omega Growth Fund – Class 2, 1.00% for Wells Fargo Advantage VT Opportunity Fund – Class 2 and 0.90% for Wells Fargo Advantage VT Total Return Bond Fund – Class 2. Brokerage commissions, stamp duty fees, interest, taxes, acquired fund fees and expenses and extraordinary expenses are excluded from the cap. After this time, the cap may be increased or the commitment to maintain the cap may be terminated only with the approval of the Board of Trustees.

WELLS FARGO ADVANTAGE SELECT VARIABLE ANNUITY — PROSPECTUS 13

Examples
These examples are intended to help you compare the cost of investing in these contracts with the cost of investing in other variable annuity contracts. These costs include your transaction expenses, contract administrative charges(1), variable account annual expenses and fund fees and expenses.

These examples assume that you invest $10,000 in the contract for the time periods indicated. These examples also assume that your investment has a 5% return each year.

Maximum Expenses. These examples assume the most expensive combination of contract features and benefits and the maximum fees and expenses of any of the funds before fee waivers and/or expense reimbursements. They assume that you select the MAV Death Benefit, the Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base and the Benefit Protector Plus Death Benefit(2). Although your actual costs may be lower, based on these assumptions your costs would be:

					If you do not withdraw your contract
	If you withdraw your contract				or if you select an annuity payout plan
	at the end of the applicable time period:				at the end of the applicable time period:
Nonqualified Annuity	1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years

Seven-year withdrawal charge schedule for contracts with applications signed on or after May 1, 2006 and if available in your state	$1,300	$2,395	$3,523	$6,183	$580	$1,763	$2,981	$6,183

Five-year withdrawal charge schedule	1,331	2,393	3,302	6,429	611	1,851	3,121	6,429

Qualified Annuity	1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years

Seven-year withdrawal charge schedule for contracts with applications signed on or after May 1, 2006 and if available in your state	$1,285	$2,350	$3,452	$6,057	$565	$1,719	$2,910	$6,057

Five-year withdrawal charge schedule	1,315	2,349	3,232	6,307	595	1,807	3,051	6,307

Minimum Expenses. These examples assume the least expensive combination of contract features and benefits and the minimum fees and expenses of any of the funds before fee waivers and/or expense reimbursements. They assume that you select the ROP Death Benefit and do not select any optional benefits. Although your actual costs may be higher, based on these assumptions your costs would be:

					If you do not withdraw your contract
	If you withdraw your contract				or if you select an annuity payout plan
	at the end of the applicable time period:				at the end of the applicable time period:
Nonqualified Annuity	1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years

Seven-year withdrawal charge schedule for contracts with applications signed on or after May 1, 2006 and if available in your state	$952	$1,331	$1,696	$2,333	$209	$642	$1,096	$2,333

Five-year withdrawal charge schedule	981	1,320	1,453	2,652	240	735	1,253	2,652

Qualified Annuity	1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years

Seven-year withdrawal charge schedule for contracts with applications signed on or after May 1, 2006 and if available in your state	$938	$1,288	$1,617	$2,170	$194	$596	$1,017	$2,170

Five-year withdrawal charge schedule	967	1,277	1,375	2,494	225	689	1,175	2,494

(1)	In these examples, the contract administrative charge is $40.
(2)	Because these examples are intended to illustrate the most expensive combination of contract features, the maximum annual fee for each optional rider is reflected rather than the fee that is currently being charged.

THE EXAMPLES ARE ILLUSTRATIVE ONLY. YOU SHOULD NOT CONSIDER THESE EXAMPLES AS A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES WILL BE HIGHER OR LOWER THAN THOSE SHOWN DEPENDING UPON WHICH OPTIONAL BENEFIT YOU ELECT OTHER THAN INDICATED IN THE EXAMPLES OR IF YOU ALLOCATE CONTRACT VALUE TO ANY OTHER AVAILABLE SUBACCOUNTS.

 14  WELLS FARGO ADVANTAGE SELECT VARIABLE ANNUITY — PROSPECTUS

Condensed Financial Information

You can find our unaudited condensed financial information for the subaccounts representing the lowest and highest total annual variable account expense combinations in Appendix N.

Financial Statements

You can find our audited financial statements and the audited financial statements of the divisions, which are comprised of subaccounts, in the SAI. The SAI does not include audited financial statements for divisions that are new (if any) and have no activity as of the financial statements date.

The Variable Account and the Funds

Variable Account. The variable account was established under Indiana law on July 15, 1987, and the subaccounts are registered together as a single unit investment trust under the Investment Company Act of 1940 (the 1940 Act). This registration does not involve any supervision of our management or investment practices and policies by the SEC. All obligations arising under the contracts are general obligations of RiverSource Life.

The variable account meets the definition of a separate account under federal securities laws. We credit or charge income, capital gains and capital losses of each subaccount only to that subaccount. State insurance law prohibits us from charging a subaccount with liabilities of any other subaccount or of our general business. The variable account includes other subaccounts that are available under contracts that are not described in this prospectus.

Although the IRS has issued some guidance on investor control, the U.S. Treasury and the IRS may continue to examine this aspect of variable contracts and provide additional guidance on investor control. At this time, we do not know what the additional guidance will be or when action will be taken. We reserve the right to modify the contract, as necessary, so that the owner will not be subject to current taxation as the owner of the subaccount assets.

We intend to comply with all federal tax laws so that the contract continues to qualify as an annuity for federal income tax purposes. We reserve the right to modify the contract as necessary to comply with any new tax laws.

The Funds. This contract currently offers subaccounts investing in shares of the funds listed in the table below.

•	Investment objectives: The investment managers and advisers cannot guarantee that the funds will meet their investment objectives. Please read the funds’ prospectuses for facts you should know before investing. These prospectuses are available by contacting us at the address or telephone number on the first page of this prospectus.

•	Fund name and management: A fund underlying your contract in which a subaccount invests may have a name, portfolio manager, objectives, strategies and characteristics that are the same or substantially similar to those of a publicly-traded retail mutual fund. Despite these similarities, an underlying fund is not the same as any publicly-traded retail mutual fund. Each underlying fund will have its own unique portfolio holdings, fees, operating expenses and operating results. The results of each underlying fund may differ significantly from any publicly-traded retail mutual fund.

•	Eligible purchasers: All funds are available to serve as the underlying investments for variable annuities and variable life insurance policies. The funds are not available to the public (see “Fund Name and Management” above). Some funds also are available to serve as investment options for tax-deferred retirement plans. It is possible that in the future for tax, regulatory or other reasons, it may be disadvantageous for variable annuity accounts and variable life insurance accounts and/or tax-deferred retirement plans to invest in the available funds simultaneously. Although we and the funds’ providers do not currently foresee any such disadvantages, the boards of directors or trustees of each fund will monitor events in order to identify any material conflicts between annuity owners, policy owners and tax-deferred retirement plans and to determine what action, if any, should be taken in response to a conflict. If a board were to conclude that it should establish separate fund providers for the variable annuity, variable life insurance and tax-deferred retirement plan accounts, you would not bear any expenses associated with establishing separate funds. Please refer to the funds’ prospectuses for risk disclosure regarding simultaneous investments by variable annuity, variable life insurance and tax-deferred retirement plan accounts. Each fund intends to comply with the diversification requirements under Section 817(h) of the Code.

•	Private label: This contract is a “private label” variable annuity. This means the contract includes funds affiliated with the distributor of this contract. Purchase payments and contract values you allocate to subaccounts investing in any of the Wells Fargo Variable Trust Funds available under this contract are generally more profitable for the distributor and its affiliates than allocations you make to other subaccounts. In contrast, purchase payments and contract values you allocate to subaccounts investing in any of the affiliated funds are generally more profitable for us and our affiliates. (See “Revenue we received from the funds may create potential conflicts of interest.”) These relationships may influence recommendations

WELLS FARGO ADVANTAGE SELECT VARIABLE ANNUITY — PROSPECTUS 15

your investment professional makes regarding whether you should invest in the contract, and whether you should allocate purchase payments or contract values to a particular subaccount.

•	Asset allocation programs may impact fund performance: Asset allocation programs in general may negatively impact the performance of an underlying fund. Even if you do not participate in an asset allocation program, a fund in which your subaccount invests may be impacted if it is included in an asset allocation program. Rebalancing or reallocation under the terms of the asset allocation program may cause a fund to lose money if it must sell large amounts of securities to meet a redemption request. These losses can be greater if the fund holds securities that are not as liquid as others, for example, various types of bonds, shares of smaller companies and securities of foreign issuers. A fund may also experience higher expenses because it must sell or buy securities more frequently than it otherwise might in the absence of asset allocation program rebalancing or reallocations. Because asset allocation programs include periodic rebalancing and may also include reallocation, these effects may occur under the asset allocation program we offer (see “Making the Most of Your Contract — Portfolio Navigator Program”) or under asset allocation programs used in conjunction with the contracts and plans of other eligible purchasers of the funds.

•	Funds available under the contract: We seek to provide a broad array of underlying funds taking into account the fees and charges imposed by each fund and the contract charges we impose. We select the underlying funds in which the subaccounts initially invest and when there is substitution (see “Substitution of Investments”). We also make all decisions regarding which funds to retain in a contract, which funds to add to a contract and which funds will no longer be offered in a contract. In making these decisions, we may consider various objective and subjective factors. Objective factors include, but are not limited to fund performance, fund expenses, classes of fund shares available, size of the fund and investment objectives and investing style of the fund. Subjective factors include, but are not limited to, investment sub-styles and process, management skill and history at other funds and portfolio concentration and sector weightings. We also consider the levels and types of revenue a fund, its distributor, investment adviser, subadviser, transfer agent or their affiliates pay us and our affiliates. This revenue includes, but is not limited to compensation for administrative services provided with respect to the fund and support of marketing and distribution expenses incurred with respect to the fund.

•	Revenue we receive from the funds may create potential conflicts of interest: We or our affiliates receive from each of the funds, or the funds’ affiliates, varying levels and types of revenue including but not limited to expense payments and non-cash compensation. The amount of this revenue and how it is computed varies by fund, may be significant and may create potential conflicts of interest. The greatest amount and percentage of revenue we and our affiliates receive comes from assets allocated to subaccounts investing in the funds that are managed by our affiliates Columbia Management Investment Advisers, LLC (Columbia Management Investment Advisers) or Columbia Wanger Asset Management, LLC (Columbia Wanger Asset Management) (affiliated funds). Employee compensation and operating goals at all levels are tied to the success of Ameriprise Financial, Inc. and its affiliates, including us. Certain employees may receive higher compensation and other benefits based, in part, on contract values that are invested in the affiliated funds. We or our affiliates receive revenue which ranges up to 0.69% of the average daily net assets invested in the underlying funds through this and other contracts we and our affiliate issue. We or our affiliates may also receive revenue which ranges up to 0.04% of aggregate, net or anticipated sales of underlying funds through this and other contracts we and our affiliate issue. Please see the SAI for a table that ranks the underlying funds according to total dollar amounts they and their affiliates paid us or our affiliates in the prior calendar year.

Expense payments, non-cash compensation and other forms of revenue may influence recommendations your investment professional makes regarding whether you should invest in one of these contracts and whether you should allocate purchase payments or contract value to a subaccount that invests in a particular fund (see “About the Service Providers”).

The revenue we or our affiliates receive from a fund or its affiliates is in addition to revenue we receive from the charges you pay when buying, owning and surrendering from the contract (see “Expense Summary”). However, the revenue we or our affiliates receive from a fund or its affiliates may come, at least in part, from the fund’s fees and expenses you pay indirectly when you allocate contract value to the subaccount that invests in that fund.

•	Why revenues are paid to us: In accordance with applicable laws, regulations and the terms of the agreements under which such revenue is paid, we or our affiliates may receive these revenues including, but not limited to expense payments and non-cash compensation for various purposes:

•	Compensating, training and educating investment professionals who sell the contracts.

•	Granting access to our employees whose job it is to promote sales of the contracts by authorized selling firms and their investment professionals, and granting access to investment professionals of our affiliated selling firms.

•	Activities or services we or our affiliates provide that assist in the promotion and distribution of the contracts including promoting the funds available under the contracts to prospective and existing contract owners, authorized selling firms and investment professionals.

 16  WELLS FARGO ADVANTAGE SELECT VARIABLE ANNUITY — PROSPECTUS

•	Providing sub-transfer agency and shareholder servicing to contract owners.

•	Promoting, including and/or retaining the fund’s investment portfolios as underlying investment options in the contracts.

•	Advertising, printing and mailing sales literature, and printing and distributing prospectuses and reports.

•	Furnishing personal services to contract owners, including education of contract owners, answering routine inquiries regarding a fund, maintaining accounts or providing such other services eligible for service fees as defined under the rules of the Financial Industry Regulatory Authority (FINRA).

•	Subaccounting, transaction processing, recordkeeping and administration.

•	Sources of revenue received from affiliated funds: The affiliated funds are managed by Columbia Management Investment Advisers or Columbia Wanger Asset Management. The sources of revenue we receive from these affiliated funds, or from affiliates of these funds, may include, but are not necessarily limited to, the following:

•	Assets of the fund’s adviser and transfer agent or an affiliate. The revenue resulting from these sources may be based either on a percentage of average daily net assets of the fund or on the actual cost of certain services we provide with respect to the fund. We may receive this revenue either in the form of a cash payment or it may be allocated to us.

•	Compensation paid out of 12b-1 fees that are deducted from fund assets and disclosed in the “12b-1 fees” column of the “Annual Operating Expenses of the Funds” table.

•	Sources of revenue received from unaffiliated funds: The unaffiliated funds are not managed by an affiliate of ours. The sources of revenue we receive from these unaffiliated funds, or the funds’ affiliates, may include, but are not necessarily limited to, the following:

•	Assets of the fund’s adviser, subadviser, transfer agent or an affiliate of these and assets of the fund’s distributor or an affiliate. The revenue resulting from these sources usually is based on a percentage of average daily net assets of the fund but there may be other types of payment arrangements.

•	Compensation paid out of 12b-1 fees that are deducted from fund assets and disclosed in the “12b-1 fees” column of the “Annual Operating Expenses of the Funds” table.

WELLS FARGO ADVANTAGE SELECT VARIABLE ANNUITY — PROSPECTUS 17

Unless the PN program is in effect, you may allocate purchase payments and transfers to any or all of the subaccounts of the variable account that invest in shares of the following funds:

Investing In	Investment Objective and Policies	Investment Adviser
AllianceBernstein VPS Growth and Income Portfolio (Class B)	Seeks long-term growth of capital.	AllianceBernstein L.P.

AllianceBernstein VPS International Value Portfolio (Class B)	Seeks long-term growth of capital.	AllianceBernstein L.P.

American Century VP Inflation Protection, Class II	Seeks long-term total return using a strategy that seeks to protect against U.S. inflation.	American Century Investment Management, Inc.

American Century VP Value, Class II	Seeks long-term capital growth. Income is a secondary objective.	American Century Investment Management, Inc.

Columbia Variable Portfolio – Cash Management Fund (Class 3)	Seeks maximum current income consistent with liquidity and stability of principal.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Diversified Bond Fund (Class 3)	Seeks high level of current income while attempting to conserve the value of the investment for the longest period of time.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3) (previously Columbia Variable Portfolio – Diversified Equity Income Fund (Class 3))	Seeks high level of current income and, as a secondary goal, steady growth of capital.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Emerging Markets Fund (Class 3) (previously Columbia Variable Portfolio – Emerging Markets Opportunity Fund (Class 3))	Seeks long-term capital growth.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – High Yield Bond Fund (Class 3)	Seeks high current income, with capital growth as a secondary objective.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Large Cap Growth Fund (Class 3)	Seeks long-term capital growth.	Columbia Management Investment Advisers, LLC

 18  WELLS FARGO ADVANTAGE SELECT VARIABLE ANNUITY — PROSPECTUS

Investing In	Investment Objective and Policies	Investment Adviser
Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3) (previously Columbia Variable Portfolio – Dynamic Equity Fund (Class 3))	Seeks capital appreciation.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Mid Cap Growth Opportunity Fund (Class 3)	Seeks growth of capital.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – S&P 500 Index Fund (Class 3)	Seeks long-term capital appreciation.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 3) (previously Columbia Variable Portfolio – Short Duration U.S. Government Fund (Class 3))	Seeks high level of current income and safety of principal consistent with investment in U.S. government and government agency securities.	Columbia Management Investment Advisers, LLC

Dreyfus Investment Portfolios Technology Growth Portfolio, Service Shares	Seeks capital appreciation.	The Dreyfus Corporation

Dreyfus Variable Investment Fund Appreciation Portfolio, Service Shares	Seeks long-term capital growth consistent with the preservation of capital.	The Dreyfus Corporation, adviser; Fayez Sarofim & Co., sub-adviser.

Fidelity® VIP Contrafund® Portfolio Service Class 2	Seeks long-term capital appreciation. Normally invests primarily in common stocks. Invests in securities of companies whose value it believes is not fully recognized by the public. Invests in either “growth” stocks or “value” stocks or both. The fund invests in domestic and foreign issuers.	Fidelity Management & Research Company (FMR) is the fund’s manager. FMR Co., Inc. (FMRC) and other investment advisers serve as sub-advisers for the fund.

Fidelity® VIP Mid Cap Portfolio Service Class 2	Seeks long-term growth of capital. Normally invests primarily in common stocks. Normally invests at least 80% of assets in securities of companies with medium market capitalizations. May invest in companies with smaller or larger market capitalizations. Invests in domestic and foreign issuers. The Fund invests in either “growth” or “value” common stocks or both.	FMR and FMRC and other investment advisers serve as sub-advisers for the fund.

Fidelity® VIP Overseas Portfolio Service Class 2	Seeks long-term growth of capital. Normally invests primarily in common stocks allocating investments across different countries and regions. Normally invests at least 80% of assets in non-U.S. securities.	FMR and FMRC and other investment advisers serve as sub-advisers for the fund.

WELLS FARGO ADVANTAGE SELECT VARIABLE ANNUITY — PROSPECTUS 19

Investing In	Investment Objective and Policies	Investment Adviser
FTVIPT Franklin Global Real Estate Securities Fund – Class 2	Seeks high total return. Under normal market conditions, the fund invests at least 80% of its net assets in investments of companies located anywhere in the world that operate in the real estate sector.	Franklin Templeton Institutional, LLC

FTVIPT Franklin Income Securities Fund – Class 2	Seeks to maximize income while maintaining prospects for capital appreciation. Under normal market conditions, the fund invests in both equity and debt securities.	Franklin Advisers, Inc. adviser; Templeton Investment Counsel, LLC, subadviser.

FTVIPT Templeton Global Bond Securities Fund – Class 2	Seeks high current income, consistent with preservation of capital, with capital appreciation as a secondary consideration. Under normal market conditions, the fund invests at least 80% of its net assets in bonds, which include debt securities of any maturity, such as bonds, notes, bills and debentures.	Franklin Advisers, Inc.

Goldman Sachs VIT Mid Cap Value Fund – Institutional Shares	Seeks long-term capital appreciation.	Goldman Sachs Asset Management, L.P.

Invesco V.I. American Franchise Fund, Series II Shares (previously Invesco Van Kampen V.I. – American Franchise Fund, Series II Shares)	Seeks capital growth.	Invesco Advisers, Inc.

Invesco V.I. Comstock Fund, Series II Shares (previously Invesco Van Kampen V.I. – Comstock Fund, Series II Shares)	Seeks capital growth and income through investments in equity securities, including common stocks, preferred stocks and securities convertible into common and preferred stocks.	Invesco Advisers, Inc.

Invesco V.I. Mid Cap Growth Fund, Series II Shares (previously Invesco Van Kampen V.I. – Mid Cap Growth Fund, Series II Shares)	Seeks capital growth.	Invesco Advisers, Inc.

Oppenheimer Global Fund/VA, Service Shares (previously Oppenheimer Global Securities Fund/VA, Service Shares)	Seeks long-term capital appreciation by investing a substantial portion of its assets in securities of foreign issuers, “growth-type” companies, cyclical industries and special situations that are considered to have appreciation possibilities.	OFI Global Asset Management, Inc., adviser; OppenheimerFunds, Inc., sub-adviser.

Oppenheimer Global Strategic Income Fund/VA, Service Shares	Seeks a high level of current income principally derived from interest on debt securities.	OFI Global Asset Management, Inc., adviser; OppenheimerFunds, Inc., sub-adviser.

Oppenheimer Main Street Small Cap Fund®/VA, Service Shares (previously Main Street Small-& Mid-Cap Fund®/VA, Service Shares)	Seeks capital appreciation.	OFI Global Asset Management, Inc., adviser; OppenheimerFunds, Inc., sub-adviser.

 20  WELLS FARGO ADVANTAGE SELECT VARIABLE ANNUITY — PROSPECTUS

Investing In	Investment Objective and Policies	Investment Adviser
Putnam VT Global Health Care Fund – Class IB Shares	Seeks capital appreciation.	Putnam Investment Management, LLC, adviser; Putnam Advisory Company, LLC, sub-adviser; and Putnam Investments Limited

Putnam VT Small Cap Value Fund – Class IB Shares	Seeks capital appreciation.	Putnam Investment Management, LLC

Variable Portfolio – Aggressive Portfolio (Class 2)	Seeks high level of total return that is consistent with an aggressive level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in underlying funds that invest in equity securities and also invests a small amount in underlying funds that invest in fixed income securities.	Columbia Management Investment Advisers, LLC

Variable Portfolio – Aggressive Portfolio (Class 4)	Seeks high level of total return that is consistent with an aggressive level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in underlying funds that invest in equity securities and also invests a small amount in underlying funds that invest in fixed income securities.	Columbia Management Investment Advisers, LLC

Variable Portfolio – BlackRock Global Inflation-Protected Securities Fund (Class 3) (previously Columbia Variable Portfolio – Global Inflation Protected Securities Fund (Class 3))	Non-diversified fund that seeks total return that exceeds the rate of inflation over the long term.	Columbia Management Investment Advisers, LLC, adviser; BlackRock Financial Management, Inc., subadviser.

Variable Portfolio – Conservative Portfolio (Class 2)	Seeks high level of total return that is consistent with a conservative level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in underlying funds that invest in fixed income securities.	Columbia Management Investment Advisers, LLC

Variable Portfolio – Conservative Portfolio (Class 4)	Seeks high level of total return that is consistent with a conservative level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in underlying funds that invest in fixed income securities.	Columbia Management Investment Advisers, LLC

Variable Portfolio – Moderate Portfolio (Class 2)	Seeks high level of total return that is consistent with a moderate level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in a balance of underlying funds that invest in fixed income securities and underlying funds that invest in equity securities.	Columbia Management Investment Advisers, LLC

WELLS FARGO ADVANTAGE SELECT VARIABLE ANNUITY — PROSPECTUS 21

Investing In	Investment Objective and Policies	Investment Adviser
Variable Portfolio – Moderate Portfolio (Class 4)	Seeks high level of total return that is consistent with a moderate level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in a balance of underlying funds that invest in fixed income securities and underlying funds that invest in equity securities.	Columbia Management Investment Advisers, LLC

Variable Portfolio – Moderately Aggressive Portfolio (Class 2)	Seeks high level of total return that is consistent with a moderately aggressive level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in underlying funds that invest in equity securities and also invests a moderate amount in underlying funds that invest in fixed income securities.	Columbia Management Investment Advisers, LLC

Variable Portfolio – Moderately Aggressive Portfolio (Class 4)	Seeks high level of total return that is consistent with a moderately aggressive level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in underlying funds that invest in equity securities and also invests a moderate amount in underlying funds that invest in fixed income securities.	Columbia Management Investment Advisers, LLC

Variable Portfolio – Moderately Conservative Portfolio (Class 2)	Seeks high level of total return that is consistent with a moderately conservative level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in underlying funds that invest in fixed income securities and also invests a moderate amount in underlying funds that invest in equity securities.	Columbia Management Investment Advisers, LLC

Variable Portfolio – Moderately Conservative Portfolio (Class 4)	Seeks high level of total return that is consistent with a moderately conservative level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in underlying funds that invest in fixed income securities and also invests a moderate amount in underlying funds that invest in equity securities.	Columbia Management Investment Advisers, LLC

Variable Portfolio – Partners Small Cap Value Fund (Class 3)	Seeks long-term capital appreciation.	Columbia Management Investment Advisers, LLC, adviser; Barrow, Hanley, Mewhinney & Strauss, Inc., Denver Investment Advisors LLC, Donald Smith & Co., Inc., River Road Asset Management, LLC and Turner Investment Partners, Inc., subadvisers.

Variable Portfolio – Victory Established Value Fund (Class 3) (previously Variable Portfolio – Goldman Sachs Mid Cap Value Fund (Class 3))	Seeks long-term growth of capital.	Columbia Management Investment Advisers, LLC, adviser; Victory Capital Management, Inc., subadviser.

Wanger USA	Seeks long-term capital appreciation.	Columbia Wanger Asset Management, LLC

 22  WELLS FARGO ADVANTAGE SELECT VARIABLE ANNUITY — PROSPECTUS

Investing In	Investment Objective and Policies	Investment Adviser
Wells Fargo Advantage VT Index Asset Allocation Fund – Class 2	Seeks long-term total return, consisting of capital appreciation and current income.	Wells Fargo Funds Management, LLC, adviser; Wells Capital Management Inc., sub-adviser.

Wells Fargo Advantage VT International Equity Fund – Class 2	Seeks long-term capital appreciation.	Wells Fargo Funds Management, LLC, adviser; Wells Capital Management Inc., sub-adviser.

Wells Fargo Advantage VT Intrinsic Value Fund – Class 2	Seeks long-term capital appreciation.	Wells Fargo Funds Management, LLC, adviser; Metropolitan West Capital Management, LLC, sub-adviser.

Wells Fargo Advantage VT Omega Growth Fund – Class 2	Seeks long-term capital appreciation.	Wells Fargo Funds Management, LLC, adviser; Wells Capital Management Inc., sub-adviser.

Wells Fargo Advantage VT Opportunity Fund – Class 2	Seeks long-term capital appreciation.	Wells Fargo Funds Management, LLC, adviser; Wells Capital Management Inc., sub-adviser.

Wells Fargo Advantage VT Small Cap Growth Fund – Class 2	Seeks long-term capital appreciation.	Wells Fargo Funds Management, LLC, adviser; Wells Capital Management Inc., sub-adviser.

Wells Fargo Advantage VT Total Return Bond Fund – Class 2	Seeks total return consisting of income and capital appreciation.	Wells Fargo Funds Management, LLC, adviser; Wells Capital Management Inc., sub-adviser.

Guarantee Period Accounts (GPAs)

The GPAs may not be available in some states.

Currently, unless the PN program is in effect, you may allocate purchase payments and purchase payment credits to one or more of the GPAs with guarantee periods declared by us. These periods of time may vary by state. The required minimum investment in each GPA is $1,000. These accounts are not offered after annuity payouts begin.

Each GPA pays an interest rate that is declared when you make an allocation to that account. That interest rate is then fixed for the guarantee period that you chose. We will periodically change the declared interest rate for any future allocations to these accounts, but we will not change the rate paid on money currently in a GPA.

The interest rates that we will declare as guaranteed rates in the future are determined by us at our discretion (future rates). We will determine future rates based on various factors including, but not limited to, the interest rate environment, returns earned on investments in the nonunitized separate account we have established for the GPAs, the rates currently in effect for new and existing RiverSource Life annuities, product design, competition and RiverSource Life’s revenues and other expenses. Interest rates offered may vary by state, but will not be lower than state law allows. We cannot predict nor can we guarantee what future rates will be.

We hold amounts you allocate to the GPAs in a “nonunitized” separate account. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the GPAs. State insurance law prohibits us from charging this separate account with liabilities of any other separate account or of our general business. We own the assets of this separate account as well as any favorable investment performance of those assets. You do not participate in the performance of the assets held in this separate account. We guarantee all benefits relating to your value in the GPAs. This guarantee is based on the continued claims-paying ability of the company’s general account. You should be aware that our general account is exposed to the risks normally associated with a portfolio of fixed-income securities, including interest rate, option, liquidity and credit risk. You should also be aware that we issue other types of insurance and financial products as well, and we also pay our obligations under these products from assets in our general account. Our general account is not segregated or insulated from the claims of our creditors. The financial statements contained in the SAI include a further discussion of the risks inherent within the investments of the general account.

WELLS FARGO ADVANTAGE SELECT VARIABLE ANNUITY — PROSPECTUS 23

We intend to construct and manage the investment portfolio relating to the separate account in such a way as to minimize the impact of fluctuations by interest rates. We seek to achieve this by constructing a portfolio of assets with a price sensitivity to interest rate changes (i.e., price duration) that is similar to the price duration of the corresponding portfolio of liabilities.

We must invest this portfolio of assets in accordance with requirements established by applicable state laws regarding the nature and quality of investments that life insurance companies may make and the percentage of their assets that they may commit to any particular type of investment. Our investment strategy will incorporate the use of a variety of debt instruments having price durations tending to match the applicable guarantee periods. These instruments include, but are not necessarily limited to, the following:

•	Securities issued by the U.S. government or its agencies or instrumentalities, which issues may or may not be guaranteed by the U.S. government;

•	Debt securities that have an investment grade, at the time of purchase, within the four highest grades assigned by any of three nationally recognized rating agencies — Standard & Poor’s, Moody’s Investors Service or Fitch — or are rated in the two highest grades by the National Association of Insurance Commissioners;

•	Other debt instruments which are unrated or rated below investment grade, limited to 10% of assets at the time of purchase; and

•	Real estate mortgages, limited to 45% of portfolio assets at the time of acquisition.

In addition, options and futures contracts on fixed income securities will be used from time to time to achieve and maintain appropriate investment and liquidity characteristics on the overall asset portfolio.

While this information generally describes our investment strategy, we are not obligated to follow any particular strategy except as may be required by federal law and Indiana and other state insurance laws.

MARKET VALUE ADJUSTMENT (MVA)
We will not apply an MVA to contract value you transfer or withdraw out of the GPAs within 30 days before the end of the guarantee period. During this 30 day window you may choose to start a new guarantee period of the same length, transfer the contract value to a GPA of another length, transfer the contract value to any of the subaccounts or the one-year fixed account or withdraw the contract value (subject to applicable withdrawal provisions). If we do not receive any instructions at the end of your guarantee period, our current practice is to automatically transfer the contract value into the shortest GPA term offered in your state.

We guarantee the contract value allocated to the GPAs, including interest credited, if you do not make any transfers or withdrawals from the GPAs prior to 30 days before the end of the guarantee period (30-day rule). At all other times, and unless one of the exceptions to the 30-day rule described below applies, we will apply an MVA if you withdraw or transfer contract value from a GPA including withdrawals under the Guarantor Withdrawal Benefits for Life rider or the Guarantor Withdrawal Benefit rider, or you elect an annuity payout plan while you have contract value invested in a GPA. We will refer to these transactions as “early withdrawals.” The application of an MVA may result in either a gain or loss of principal.

The 30-day rule does not apply and no MVA will apply to:

•	transfers from a one-year GPA occurring under an automated dollar-cost averaging program or interest sweep strategy;

•	automatic rebalancing under any PN program model portfolio we offer which contains one or more GPAs. However, an MVA may apply if you transfer to a new PN program investment option;

•	amounts applied to an annuity payout plan while a PN program model portfolio containing one or more GPAs is in effect;

•	amounts withdrawn for fees and charges; and

•	amounts we pay as death claims.

When you request an early withdrawal, we adjust the early withdrawal amount by an MVA formula. The early withdrawal amount reflects the relationship between the guaranteed interest rate you are earning in your current GPA and the interest rate we are crediting on new GPAs that end at the same time as your current GPA.

The MVA is sensitive to changes in current interest rates. The magnitude of any applicable MVA will depend on our current schedule of guaranteed interest rates at the time of the withdrawal, the time remaining in your guarantee period and your guaranteed interest rate. The MVA is negative, zero or positive depending on how the guaranteed interest rate on your GPA

 24  WELLS FARGO ADVANTAGE SELECT VARIABLE ANNUITY — PROSPECTUS

compares to the interest rate of a new GPA for the same number of years as the guarantee period remaining on your GPA. This is summarized in the following table:

If your GPA rate is:	The MVA is:

Less than the new GPA rate + 0.10%	Negative

Equal to the new GPA rate + 0.10%	Zero

Greater than the new GPA rate + 0.10%	Positive

For examples, see Appendix A.

The Fixed Account

Amounts allocated to the fixed account become part of our general account. The fixed account includes the one-year fixed account and the DCA fixed account. We credit interest on amounts you allocate to the fixed account at rates we determine from time to time in our discretion. These rates will be based on various factors including, but not limited to, the interest rate environment, returns we earn on our general account investments, the rates currently in effect for new and existing RiverSource Life annuities, product design, competition, and RiverSource Life’s revenues and expenses. The guaranteed minimum interest rate on amounts invested in the fixed account may vary by state but will not be lower than state law allows. We back the principal and interest guarantees relating to the fixed account. These guarantees are based on the continued claims-paying ability of RiverSource Life. You should be aware that our general account is exposed to the risks normally associated with a portfolio of fixed-income securities, including interest rate, option, liquidity and credit risk. You should also be aware that we issue other types of insurance and financial products as well, and we also pay our obligations under these products from assets in our general account. Our general account is not segregated or insulated from the claims of our creditors. The financial statements contained in the SAI include a further discussion of the risks inherent within the investments of the general account.

The fixed account is not required to be registered with the SEC. The SEC staff does not review the disclosures in this prospectus on the fixed account, however, disclosures regarding the fixed account may be subject to certain generally applicable provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

ONE-YEAR FIXED ACCOUNT
Unless the PN program we offer is in effect, you may allocate purchase payments or transfer contract value to the one-year fixed account. The value of the one-year fixed account increases as we credit interest to the one-year fixed account. We credit and compound interest daily based on a 365-day year (366 in a leap year) so as to produce the annual effective rate which we declare. We credit the one-year fixed account with the current guaranteed annual rate that is in effect on the date we receive your purchase payment or you transfer contract value to the one-year fixed account. The interest rate we apply to each purchase payment or transfer to the one-year fixed account is guaranteed for one year. There are restrictions on the amount you can allocate to the one-year fixed account as well as on transfers from this account (see “Making the Most of Your Contract — Transfer policies”).

DCA FIXED ACCOUNT (Applies to contracts with applications signed on or after May 1, 2006 and if available in your state)
You may allocate purchase payments to the DCA fixed account. You may not transfer contract value to the DCA fixed account.

You may allocate your entire initial purchase payment to the DCA fixed account for a term of six or twelve months. We reserve the right to offer shorter or longer terms for the DCA fixed account.

In accordance with your investment instructions, we transfer a pro rata amount from the DCA fixed account to your investment allocations monthly so that, at the end of the DCA fixed account term, the balance of the DCA fixed account is zero. The value of the DCA fixed account increases when we credit interest to the DCA fixed account, and decreases when we make monthly transfers from the DCA fixed account to your investment allocations. We credit interest only on the declining balance of the DCA fixed account; we do not credit interest on amounts that have been transferred from the DCA fixed account. We credit and compound interest daily based on a 365-day year (366 in a leap year) so as to produce the annual effective rate which we declare. Generally, we will credit the DCA fixed account with interest at the same annual effective rate we apply to the one-year fixed account on the date we receive your purchase payment, regardless of the length of the term you select. From time to time, we may credit interest to the DCA fixed account at promotional rates that are higher than those we credit to the one-year fixed account. We reserve the right to declare different annual effective rates:

•	for the DCA fixed account and the one-year fixed account;

WELLS FARGO ADVANTAGE SELECT VARIABLE ANNUITY — PROSPECTUS 25

•	for the DCA fixed accounts with terms of differing length;

•	for amounts in the DCA fixed account you instruct us to transfer to the one-year fixed account;

•	for amounts in the DCA fixed account you instruct us to transfer to the GPAs;

•	for amounts in the DCA fixed account you instruct us to transfer to the subaccounts.

The interest rates in effect for the DCA fixed account when we receive your purchase payment are guaranteed for the length of the term. When you allocate an additional purchase payment to an existing DCA fixed account term, the interest rates applicable to that purchase payment will be the rates in effect for the DCA fixed account of the same term on the date we receive your purchase payment. For DCA fixed accounts with an initial term (or, in the case of an additional purchase payment, a remaining term) of less than twelve months, the net effective interest rates we credit to the DCA fixed account balance will be less than the declared annual effective rates.

Alternatively, you may allocate your initial purchase payment to any combination of the following which equals one hundred percent of the amount you invest:

•	the DCA fixed account for a six month term;

•	the DCA fixed account for a twelve month term;

•	the PN program investment option in effect;

•	if no PN program investment option is in effect, to the one-year fixed account, the GPAs and/or the subaccounts, subject to investment minimums and other restrictions we may impose on investments in the one-year fixed account and the GPAs.

If you make a purchase payment while a DCA fixed account term is in progress, you may allocate your purchase payment among the following:

•	to the DCA fixed account term(s) then in effect. Amounts you allocate to an existing DCA fixed account term will be transferred out of the DCA fixed account over the remainder of the term. For example, if you allocate a new purchase payment to an existing DCA fixed account term of six months when only two months remains in the six month term, the amount you allocate will be transferred out of the DCA fixed account over the remaining two months of the term;

•	to the PN program investment option then in effect;

•	if no PN program investment option is in effect, then to the one-year fixed account, the GPAs and/or the subaccounts, subject to investment minimums and other restrictions we may impose on investments in the one-year fixed account and the GPAs.

If no DCA fixed account term is in progress when you make an additional purchase payment, you may allocate it according to the rules above for the allocation of your initial purchase payment.

If you participate in a PN program, and you change to a different PN program investment option while a DCA fixed account term is in progress, we will allocate transfers from the DCA fixed account to your newly-elected PN program investment option.

If your contract permits, and you discontinue your participation in a PN program while a DCA fixed account term is in progress, we will allocate transfers from the DCA fixed account for the remainder of the term in accordance with your investment instructions to us to the one-year fixed account, the GPAs and the subaccounts, subject to investment minimums and other restrictions we may impose on investments in the one-year fixed account and the GPAs, including but not limited to, any limitations described in this prospectus on transfers (see “Transfer policies”).

You may discontinue any DCA fixed account before the end of its term by giving us notice. If you do so, we will transfer the remaining balance of the DCA fixed account whose term you are ending to the PN program investment option in effect, or if no PN program investment option is in effect, in accordance with your investment instructions to us to the one-year fixed account, the GPAs and/or the subaccounts, subject to investment minimums and other restrictions we may impose on investments in the one-year fixed account and the GPAs, including but not limited to, any limitations described in this prospectus on transfers (see “Transfer policies”).

Dollar-cost averaging from the DCA fixed account does not guarantee that any subaccount will gain in value nor will it protect against a decline in value if market prices fall. For a discussion of how dollar-cost averaging works, see “Making the Most of your Contract — Automated Dollar-Cost Averaging.”

Buying Your Contract

New contracts are not currently being offered. We are required by law to obtain personal information from you which we will use to verify your identity. If you do not provide this information we reserve the right to refuse to issue your contract or take other steps we deem reasonable. As the owner, you have all rights and may receive all benefits under the contract. You may

 26  WELLS FARGO ADVANTAGE SELECT VARIABLE ANNUITY — PROSPECTUS

buy a qualified or nonqualified annuity. Generally, you can own a nonqualified annuity in joint tenancy with rights of survivorship only in spousal situations. You cannot own a qualified annuity in joint tenancy. You can become an owner if you are 85 or younger. (The age limit may be younger for qualified annuities in some states.)

When you applied, you could have selected (if available in your state):

•	GPAs, the one-year fixed account, the DCA fixed account (if part of your contract) and/or subaccounts in which you want to invest;

•	how you want to make purchase payments;

•	the length of the withdrawal charge schedule (5 or 7 years);

•	a beneficiary;

•	the optional PN program(1); and

•	one of the following Death Benefits:

– ROP Death Benefit;

– MAV Death Benefit;

– 5% Accumulation Death Benefit(2); or

– Enhanced Death Benefit(2).

In addition, you could have also selected (if available in your state):

Either one of the following Optional Living Benefits (all require the use of the PN program):

•	Accumulation Protector Benefit rider

•	Guarantor Withdrawal Benefit for Life rider

•	Guarantor Withdrawal Benefit rider

•	Income Assurer Benefit – MAV rider

•	Income Assurer Benefit – 5% Accumulation Benefit Base rider

•	Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base rider

Either of the following Optional Death Benefits:

•	Benefit Protector Death Benefit rider(3)

•	Benefit Protector Plus Death Benefit rider(3)

(1)	There is no additional charge for this feature.
(2)	The 5% Accumulation Death Benefit and Enhanced Death Benefit are not available with Benefit Protector and Benefit Protector Plus Death Benefit riders.
(3)	Not available with the 5% Accumulation Death Benefit or Enhanced Death Benefit.

The contract provides for allocation of purchase payments to the GPAs, the one-year fixed account, the DCA fixed account (if part of your contract) and/or the subaccounts of the variable account in even 1% increments subject to the $1,000 required minimum investment for the GPAs. The amount of any purchase payment allocated to the one-year fixed account in total cannot exceed 30% of the purchase payment. More than 30% of a purchase payment may be so allocated if you establish an automated dollar-cost averaging arrangement with respect to the purchase payment according to procedures currently in effect. We reserve the right to further limit purchase payment allocations to the one-year fixed account if the interest rate we are then crediting on new purchase payments allocated to the one-year fixed account is equal to the minimum interest rate stated in the contract.

We will credit additional purchase payments you make to your accounts on the valuation date we receive them. If we receive an additional purchase payment at our corporate office before the close of business, we will credit any portion of that payment allocated to the subaccounts using the accumulation unit value we calculate on the valuation date we received the payment. If we receive an additional purchase payment at our corporate office at or after the close of business, we will credit any portion of that payment allocated to the subaccounts using the accumulation unit value we calculate on the next valuation date after we received the payment.

You may make monthly payments to your contract under a Systematic Investment Plan (SIP). You must make an initial purchase payment of $10,000. Then, to begin the SIP, you will complete and send a form and your first SIP payment along with your application. There is no charge for SIP. You can stop your SIP payments at any time.

In most states, you may make additional purchase payments to nonqualified and qualified annuities until the retirement date.

WELLS FARGO ADVANTAGE SELECT VARIABLE ANNUITY — PROSPECTUS 27

THE RETIREMENT DATE
Annuity payouts begin on the retirement date. When we processed your application, we established the retirement date to be the maximum age (or contract anniversary if applicable) for nonqualified annuities and Roth IRAs and for qualified annuities the date specified below. Your selected date can align with your actual retirement from a job, or it can be a different future date, depending on your needs and goals and on certain restrictions. You also can change the retirement date, provided you send us written instructions at least 30 days before annuity payouts begin.

For nonqualified annuities and Roth IRAs, the retirement date must be:

•	no earlier than the 30th day after the contract’s effective date; and

•	no later than the annuitant’s 90th(1) birthday or the tenth contract anniversary, if purchased after age 80(1), or such other date as agreed upon by us.

For qualified annuities except Roth IRAs, to comply with IRS regulations, the retirement date generally must be:

•	for IRAs by April 1 of the year following the calendar year when the annuitant reaches age 70 1/2; or

•	for all other qualified annuities, by April 1 of the year following the calendar year when the annuitant reaches age 70 1/2 or, if later, retires (except that 5% business owners may not select a retirement date that is later than April 1 of the year following the calendar year when they reach age 70 1/2).

If you satisfy your required minimum distributions in the form of partial withdrawals from this contract, annuity payouts can start as late as the annuitant’s 90th(1) birthday or the tenth contract anniversary, if later, or a date that has been otherwise agreed to by us.

Contract owners of IRAs and TSAs may also be able to satisfy required minimum distributions using other IRAs or TSAs, and in that case, may delay the annuity payout start date for this contract.

(1)	Applies to contracts with applications signed on or after May 1, 2006, in most states. For all other contracts, the retirement date must be no later than the annuitant’s 85th birthday or the tenth contract anniversary, if purchased after age 75. Ask your investment professional which retirement date applies to you.

BENEFICIARY
We will pay to your named beneficiary the death benefit if it becomes payable before the retirement date while the contract is in force and before annuity payouts begin. If there is more than one beneficiary, we will pay each beneficiary’s designated share when we receive their completed claim. A beneficiary will bear the investment risk of the variable account until we receive the beneficiary’s completed claim. If there is no named beneficiary, the default provisions of your contract will apply. (See “Benefits in Case of Death” for more about beneficiaries.)

PURCHASE PAYMENTS
Purchase payment amounts and purchase payment timing may vary by state and be limited under the terms of your contract.

Minimum additional purchase payments
  $50 for SIPs

  $100 for all other payment types

Maximum total purchase payments*
  $1,000,000

*	This limit applies in total to all RiverSource Life annuities you own. We reserve the right to waive or increase the maximum limit. For qualified annuities, the Code’s limits on annual contributions also apply. Additional purchase payments are restricted during the waiting period after the first 180 days immediately following the effective date of the Accumulation Protector Benefit rider.

Effective Jan. 26, 2009, no additional purchase payments are allowed for contracts with the Guarantor Withdrawal Benefit rider, Enhanced Guarantor Withdrawal Benefit rider, or Guarantor Withdrawal Benefit for Life rider, subject to state restrictions.

For contracts issued in all states except those listed below certain exceptions apply and the following additional purchase payments will be allowed on/after Jan. 26, 2009:

a.	Tax Free Exchanges, rollovers, and transfers listed on the annuity application and received within 180 days from the contract issue date.

b.	Prior and current tax year contributions up to the annual limit set up by the IRS for any Qualified Accounts except TSAs and 401(a)s. This annual limit applies to IRAs, Roth IRAs, and SEP plans.

For contracts issued in Florida, New Jersey, and Oregon, additional purchase payments to your variable annuity contract will be limited to $100,000 for the life of your contract. The limit does not apply to Tax Free Exchanges, rollovers, and transfers listed on the annuity application and received within 180 days from the contract issue date.

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We reserve the right to change these current rules at any time, subject to state restrictions.

HOW TO MAKE PURCHASE PAYMENTS

 1 By letter

Send your check along with your name and contract number to:

RiverSource Life Insurance Company
829 Ameriprise Financial Center
Minneapolis, MN 55474

 2 By SIP

Contact your investment professional to complete the necessary SIP paperwork.

PURCHASE PAYMENT CREDITS
Purchase payment credits are not available for:

•	contracts with a five-year withdrawal charge schedule.

•	contracts with a seven-year withdrawal charge schedule with applications signed on or after May 1, 2006, in most states. Ask your investment professional whether purchase payment credits are available under your contract.

All other contracts will receive a purchase payment credit on any purchase payment made to the contract. We apply a credit to your contract of 1% of your current purchase payment. We apply this credit immediately. We allocate the credit to the GPAs, the one-year fixed account and the subaccounts in the same proportions as your purchase payment.

We will reverse credits from the contract value for any purchase payment that is not honored (if, for example, your purchase payment check is returned for insufficient funds).

To the extent a death benefit or withdrawal payment includes purchase payment credits applied within twelve months preceding: (1) the date of death that results in a lump sum death benefit payment under this contract; or (2) a request for withdrawal charge waiver due to “Contingent events” (see “Charges — Contingent events”), we will assess a charge, similar to a withdrawal charge, equal to the amount of the purchase payment credits. The amount we pay to you under these circumstances will always equal or exceed your withdrawal value. The amount returned to you under the free look provision also will not include any credits applied to your contract.

Because of higher charges, there may be circumstances where you may be worse off for having received the credit than in other contracts. All things being equal (such as guarantee availability or fund performance and availability), this may occur if you hold your contract for 15 years or more. This also may occur if you make a full withdrawal in the first seven years. You should consider these higher charges and other relevant factors before you buy this contract or before you exchange a contract you currently own for this contract.

This credit is made available through revenue from higher withdrawal charges and contract administrative charges than would otherwise be charged. In general, we do not profit from the higher charges assessed to cover the cost of the purchase payment credit. We use all the revenue from these higher charges to pay for the cost of the credits. However, we could profit from the higher charges if market appreciation is higher than expected or if contract owners hold their contracts for longer than expected.

LIMITATIONS ON USE OF CONTRACT
If mandated by applicable law, including, but not limited to, federal anti-money laundering laws, we may be required to reject a purchase payment. We may also be required to block an owner’s access to contract values or to satisfy other statutory obligations. Under these circumstances, we may refuse to implement requests for transfers, withdrawals or death benefits until instructions are received from the appropriate governmental authority or a court of competent jurisdiction.

Charges

ALL CONTRACTS

CONTRACT ADMINISTRATIVE CHARGE
We charge this fee for establishing and maintaining your records. We deduct $40 from the contract value on your contract anniversary or, if earlier, when the contract is fully withdrawn. We prorate this charge among the GPAs, the fixed account and the subaccounts in the same proportion your interest in each account bears to your total contract value. Some states also limit any contract charge allocated to the fixed account.

WELLS FARGO ADVANTAGE SELECT VARIABLE ANNUITY — PROSPECTUS 29

We will waive this charge when your contract value is $50,000 or more on the current contract anniversary.

If you take a full withdrawal from your contract, we will deduct the charge at the time of withdrawal regardless of the contract value. We cannot increase the annual contract administrative charge and it does not apply after annuity payouts begin or when we pay death benefits.

VARIABLE ACCOUNT ADMINISTRATIVE CHARGE
We apply this charge daily to the subaccounts. It is reflected in the unit values of your subaccounts and it totals 0.15% of their average daily net assets on an annual basis. It covers certain administrative and operating expenses of the subaccounts such as accounting, legal and data processing fees and expenses involved in the preparation and distribution of reports and prospectuses. We cannot increase the variable account administrative charge.

MORTALITY AND EXPENSE RISK FEE
We charge these fees daily to the subaccounts. The unit values of your subaccounts reflect these fees. These fees cover the mortality and expense risk that we assume. These fees do not apply to the GPAs or the fixed account. We cannot increase these fees.

The mortality and expense risk fee you pay is based on the death benefit guarantee you select, whether the contract is a qualified annuity or a nonqualified annuity and the withdrawal charge schedule that applies to your contract.

Seven-year withdrawal charge schedule for contracts with applications signed
on or after May 1, 2006 and if available in your state	Qualified annuities	Nonqualified annuities

ROP Death Benefit	0.90%	1.05%

MAV Death Benefit	1.10	1.25

5% Accumulation Death Benefit	1.25	1.40

Enhanced Death Benefit	1.30	1.45
Seven-year withdrawal charge schedule for all other contracts

ROP Death Benefit	1.00%	1.15%

MAV Death Benefit	1.20	1.35

5% Accumulation Death Benefit	1.35	1.50

Enhanced Death Benefit	1.40	1.55
Five-year withdrawal charge schedule

ROP Death Benefit	1.20%	1.35%

MAV Death Benefit	1.40	1.55

5% Accumulation Death Benefit	1.55	1.70

Enhanced Death Benefit	1.60	1.75

Mortality risk arises because of our guarantee to pay a death benefit and our guarantee to make annuity payouts according to the terms of the contract, no matter how long a specific owner or annuitant lives and no matter how long our entire group of owners or annuitants live. If, as a group, owners or annuitants outlive the life expectancy we assumed in our actuarial tables, then we must take money from our general assets to meet our obligations. If, as a group, owners or annuitants do not live as long as expected, we could profit from the mortality risk fee. We deduct the mortality risk fee from the subaccounts during the annuity payout period even if the annuity payout plan does not involve a life contingency.

Expense risk arises because we cannot increase the contract administrative charge or the variable account administrative charge and these charges may not cover our expenses. We would have to make up any deficit from our general assets. We could profit from the expense risk fee if future expenses are less than expected.

The subaccounts pay us the mortality and expense risk fee they accrued as follows:

•	first, to the extent possible, the subaccounts pay this fee from any dividends distributed from the funds in which they invest;

•	then, if necessary, the funds redeem shares to cover any remaining fees payable.

We may use any profits we realize from the subaccounts’ payment to us of the mortality and expense risk fee for any proper corporate purpose, including, among others, payment of distribution (selling) expenses. We do not expect that the withdrawal charge will cover sales and distribution expenses.

WITHDRAWAL CHARGE
If you withdraw all or part of your contract value before annuity payouts begin, we may deduct a withdrawal charge. As described below, a withdrawal charge applies to each purchase payment you make. The withdrawal charge lasts for 7 years or

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5 years from our receipt of each purchase payment, depending on which withdrawal charge schedule you select when you purchase the contract (see “Expense Summary”).

You may withdraw an amount during any contract year without a withdrawal charge. We call this amount the Total Free Amount (TFA). The TFA varies depending on whether your contract includes the Guarantor Withdrawal Benefit for Life rider or the Guarantor Withdrawal Benefit rider:

Contracts without Guarantor Withdrawal Benefit for Life rider or Guarantor Withdrawal Benefit rider

The TFA is the greater of:

•	10% of the contract value on the prior contract anniversary(1); or

•	current contract earnings.

Contracts with Guarantor Withdrawal Benefit for Life rider

The TFA is the greatest of:

•	10% of the contract value on the prior contract anniversary(1);

•	current contract earnings; or

•	the greater of the Remaining Benefit Payment or the Remaining Annual Lifetime Payment.

Contracts with Guarantor Withdrawal Benefit rider

The TFA is the greatest of:

•	10% of the contract value on the prior contract anniversary(1);

•	current contract earnings; or

•	the Remaining Benefit Payment.

(1)	We consider your initial purchase payment and purchase payment credit to be the prior contract anniversary’s contract value during the first contract year.

Amounts withdrawn in excess of the TFA may be subject to a withdrawal charge as described below.

A withdrawal charge will apply if the amount you withdraw includes any of your prior purchase payments that are still within their withdrawal charge schedule. To determine whether your withdrawal includes any of your prior purchase payments that are still within their withdrawal charge schedule, we withdraw amounts from your contract in the following order:

1.	We withdraw the TFA first. We do not assess a withdrawal charge on the TFA.

2.	We withdraw purchase payments not previously withdrawn, in the order you made them: the oldest purchase payment first, the next purchase payment second, etc. until all purchase payments have been withdrawn. By applying this “first-in, first-out” rule, we do not assess a withdrawal charge on purchase payments that we received prior to the number of years stated in the withdrawal charge schedule you select when you purchase the contract. We only assess a withdrawal charge on purchase payments that are still within the withdrawal charge schedule you selected.

Example: Each time you make a purchase payment under the contract, a withdrawal charge schedule attaches to that purchase payment. The withdrawal charge percentage for each purchase payment declines according to the withdrawal charge schedule shown in your contract. (The withdrawal charge percentages for the 5-Year and 7-Year withdrawal charge schedule are shown in a table in the “Expense Summary” above.) For example, if you select the 7-Year withdrawal charge schedule, during the first two years after a purchase payment is made, the withdrawal charge percentage attached to that payment is 8%. The withdrawal charge percentage for that payment during the seventh year after it is made is 3%. At the beginning of the eighth year after that purchase payment is made, and thereafter, there is no longer a withdrawal charge as to that payment.

We determine your withdrawal charge by multiplying each of your payments withdrawn by the applicable withdrawal charge percentage (see “Expense Summary”), and then adding the total withdrawal charges.

For a partial withdrawal that is subject to a withdrawal charge, the amount we actually deduct from your contract value will be the amount you request plus any applicable withdrawal charge. A partial withdrawal that includes contract value taken from the guarantee period accounts may also be subject to a market value adjustment (see “Guarantee Period Accounts — Market Value Adjustment”). We pay you the amount you request.

The amount of purchase payments withdrawn is calculated using a prorated formula based on the percentage of contract value being withdrawn. As a result, the amount of purchase payments withdrawn may be greater than the amount of contract value withdrawn.

For an example, see Appendix C.

WELLS FARGO ADVANTAGE SELECT VARIABLE ANNUITY — PROSPECTUS 31

Waiver of withdrawal charges
We do not assess withdrawal charges for:

•	withdrawals of any contract earnings;

•	withdrawals of amounts totaling up to 10% of the contract value on the prior contract anniversary to the extent it exceeds contract earnings;

•	if you elected the Guarantor Withdrawal Benefit for Life rider, the greater of your contract’s Remaining Benefit Payment or Remaining Annual Lifetime Payment to the extent it exceeds the greater of contract earnings or 10% of the contract value on the prior contract anniversary;

•	if you elected the Guarantor Withdrawal Benefit rider, your contract’s Remaining Benefit Payment to the extent it exceeds the greater of contract earnings or 10% of the contract value on the prior contract anniversary;

•	required minimum distributions from a qualified annuity to the extent that they exceed the free amount. The amount on which withdrawal charges are waived can be no greater than the RMD amount calculated under your specific contract currently in force;

•	contracts settled using an annuity payout plan (Exception: As described below, if you select annuity payout Plan E, and choose later to withdraw the value of your remaining annuity payments, we will assess a withdrawal charge.)

•	withdrawals made as a result of one of the “Contingent events”* described below to the extent permitted by state law (see your contract for additional conditions and restrictions); and

•	death benefits.*

*	However, we will reverse certain purchase payment credits. (See “Buying Your Contract — Purchase Payment Credits.”)

Contingent events

•	Withdrawals you make if you or the annuitant are confined to a hospital or nursing home and have been for the prior 60 days. Your contract will include this provision when you and the annuitant are under age 76 at contract issue. You must provide proof satisfactory to us of the confinement as of the date you request the withdrawal.

•	To the extent permitted by state law, withdrawals you make if you or the annuitant are diagnosed in the second or later contract years as disabled with a medical condition that with reasonable medical certainty will result in death within 12 months or less from the date of the licensed physician’s statement. You must provide us with a licensed physician’s statement containing the terminal illness diagnosis and the date the terminal illness was initially diagnosed.

Withdrawal charge under Annuity Payout Plan E — Payouts for a specified period: If you are receiving variable annuity payments under this annuity payout plan, you can choose to take a withdrawal. The amount that you can withdraw is the present value of any remaining variable payouts. The discount rate we use in the calculation will be 5.17% for the assumed investment return of 3.5% and 6.67% for the assumed investment return of 5.0%. The withdrawal charge equals the present value of the remaining payouts using the assumed investment return minus the present value of the remaining payouts using the discount rate. (See “Charges — Withdrawal Charge” and “The Annuity Payout Period — Annuity Payout Plans.”)

Possible group reductions: In some cases we may incur lower sales and administrative expenses due to the size of the group, the average contribution and the use of group enrollment procedures. In such cases, we may be able to reduce or eliminate the contract administrative and withdrawal charges. However, we expect this to occur infrequently.

FUND FEES AND EXPENSES
There are deductions from and expenses paid out of the assets of the funds that are described in the prospectuses for those funds. (See “Annual Operating Expenses of the Funds.”)

PREMIUM TAXES
Certain state and local governments impose premium taxes on us (up to 3.5%). These taxes depend upon your state of residence or the state in which the contract was issued. Currently, we deduct any applicable premium tax when annuity payouts begin, but we reserve the right to deduct this tax at other times such as when you make purchase payments or when you make a full withdrawal from your contract.

OPTIONAL LIVING BENEFIT CHARGES

ACCUMULATION PROTECTOR BENEFIT RIDER FEE
We deduct a charge of 0.55% of the greater of your contract value or the minimum contract accumulation value on your contract anniversary for this optional benefit only if you select it. We deduct the charge from the contract value on the contract anniversary. We prorate this charge among the GPAs, the fixed account and the subaccounts in the same proportion as your interest in each bears to your total contract value. We will modify this prorated approach to comply with state regulations where necessary.

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Once you elect the Accumulation Protector Benefit rider, you may not cancel it and the charge will continue to be deducted until the end of the waiting period. If the contract is terminated for any reason or when annuity payouts begin, we will deduct the charge from the proceeds payable adjusted for the number of calendar days coverage was in place since we last deducted the charge.

Currently, the Accumulation Protector Benefit rider fee does not vary with the PN program investment option selected; however, we reserve the right to vary the rider fee for each PN program investment option. The Accumulation Protector Benefit rider fee will not exceed a maximum of 1.75%.

We may increase the rider fee at our discretion and on a nondiscriminatory basis.

We will not change the Accumulation Protector Benefit rider fee in effect on your contract after the rider effective date unless:

(a)	you choose the annual elective step up or elective spousal continuation step up after we have exercised our rights to increase the rider fee; or

(b)	you change your PN program investment option after we have exercised our rights to increase the rider fee or vary the rider fee for each investment option.

If you choose the elective step up, the elective spousal continuation step up, or change your PN program investment option after we have exercised our rights to increase the rider fee as described above, you will pay the fee that is in effect on the valuation date we receive your written request to step up or change your PN program investment option. On the next contract anniversary, we will calculate an average rider charge, for the preceding contract year only, that reflects the various different fees that were in effect that year, adjusted for the number of calendar days each charge was in effect. We reserve the right to restart the waiting period whenever you elect to change your PN program investment option to one that causes the rider fee to increase.

The charge does not apply after annuity payouts begin.

GUARANTOR WITHDRAWAL BENEFIT FOR LIFE RIDER FEE
We deduct an annual charge of 0.65% of the greater of the contract anniversary value or the total Remaining Benefit Amount (RBA) for this optional feature only if you select it. We deduct the charge from your contract value on your contract anniversary. We prorate this fee among the GPAs, the fixed account and the subaccounts in the same proportion as your interest in each bears to your total contract value.

Once you elect the Guarantor Withdrawal Benefit for Life rider, you may not cancel it and the charge will continue to be deducted until the contract is terminated, the contract value reduces to zero or annuity payouts begin. If the contract is terminated for any reason or when annuity payouts begin, we will deduct the charge from the proceeds payable adjusted for the number of calendar days coverage was in place since we last deducted the fee. If the RBA goes to zero but the contract value has not been depleted, you will continue to be charged.

Currently the Guarantor Withdrawal Benefit for Life rider fee does not vary with the PN program investment option selected; however, we reserve the right to vary the rider fee for each PN program investment option. The Guarantor Withdrawal Benefit for Life rider charge will not exceed a maximum fee of 1.50%.

We may increase the rider fee at our discretion and on a nondiscriminatory basis.

We will not change the Guarantor Withdrawal Benefit for Life rider fee in effect on your contract after the rider effective date unless:

(a)	you choose the annual elective step up or elective spousal continuation step up after we have exercised our rights to increase the rider fee; or

(b)	you elect to change your PN program investment option after we have exercised our rights to increase the rider fee or vary the rider fee for each PN program investment option.

If you choose the elective step up, the elective spousal continuation step up, or change your PN program investment option after we have exercised our rights to increase the rider fee as described above, you will pay the fee that is in effect on the valuation date we receive your written request to step up or change your PN program investment option. On the next contract anniversary, we will calculate an average rider fee, for the preceding contract year only, that reflects the various different charges that were in effect that year, adjusted for the number of calendar days each fee was in effect.

The charge does not apply after annuity payouts begin.

WELLS FARGO ADVANTAGE SELECT VARIABLE ANNUITY — PROSPECTUS 33

GUARANTOR WITHDRAWAL BENEFIT RIDER FEE
This fee information applies to both Rider A (see “Optional Benefits”) and Rider B (see Appendix H) unless otherwise noted.

We deduct an annual charge of 0.55% of contract value for this optional feature only if you select it. We deduct the charge from your contract value on your contract anniversary. We prorate this charge among the GPAs, the one-year fixed account, and the subaccounts in the same proportion as your interest in each bears to your total contract value. We will modify this prorated approach to comply with state regulations where necessary.

Once you elect the Guarantor Withdrawal Benefit rider, you may not cancel it and the charge will continue to be deducted until the contract is terminated, the contract value reduces to zero or annuity payouts begin. If the contract is terminated for any reason or when annuity payouts begin, we will deduct the charge from the proceeds payable adjusted for the number of calendar days coverage was in place since we last deducted the fee. If the Remaining Benefit Amount (RBA) goes to zero but the contract value has not been depleted, you will continue to be charged.

Currently the Guarantor Withdrawal Benefit rider fee does not vary with the PN program investment option selected; however, we reserve the right to vary the rider fee for each PN program investment option. The Guarantor Withdrawal Benefit rider charge will not exceed a maximum fee of 1.50%.

We may increase the rider fee at our discretion and on a nondiscriminatory basis.

We will not change the Guarantor Withdrawal Benefit rider fee in effect on your contract after the rider effective date unless:

(a)	you choose the annual elective step up or elective spousal continuation step up under Rider A after we have exercised our rights to increase the rider fee; or

(b)	you change your PN program investment option after we have exercised our rights to increase the rider fee or vary the rider fee for each PN program investment option.

If you choose the annual or spousal continuation elective step up or change your PN program investment option after we have exercised our rights to increase the rider fee as described above, you will pay the charge that is in effect on the valuation date we receive your written request to step up or change your PN program investment option. On the next contract anniversary, we will calculate an average rider fee, for the preceding contract year only, that reflects the various different charges that were in effect that year, adjusted for the number of calendar days each fee was in effect.

The charge does not apply after annuity payouts begin.

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INCOME ASSURER BENEFIT RIDER FEE
We deduct a charge for this optional feature only if you select it. We determine the charge by multiplying the guaranteed income benefit base by the charge of the Income Assurer Benefit rider you select. There are three Income Assurer Benefit rider options available under your contract (see “Optional Benefits — Income Assurer Benefit Riders”) and each has a different guaranteed income benefit base calculation. The charge for each Income Assurer Benefit rider is as follows:

	Maximum	Current

Income Assurer Benefit – MAV	1.50%	0.30	%(1)

Income Assurer Benefit – 5% Accumulation Benefit Base	1.75	0.60	(1)

Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base	2.00	0.65	(1)

(1)	For applications signed prior to Oct. 7, 2004, the following current annual rider charges apply: Income Assurer Benefit – MAV — 0.55%, Income Assurer Benefit – 5% Accumulation Benefit Base — 0.70%; and Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base — 0.75%.

We deduct the charge from the contract value on your contract anniversary at the end of each contract year. We prorate this charge among the GPAs, the one-year fixed account and the subaccounts in the same proportion your interest in each account bears to your total contract value. We will modify this prorated approach to comply with state regulations where necessary. If the contract is terminated for any reason or when annuity payouts begin, we will deduct the charge from the proceeds payable adjusted for the number of calendar days coverage was in place since we last deducted the fee.

Currently the Income Assurer Benefit rider fee does not vary with the PN program investment option selected; however, we reserve the right to increase this fee and/or vary the rider fee for each PN program investment option but not to exceed the maximum fees shown above. We cannot change the Income Assurer Benefit rider fee after the rider effective date, unless you change your PN program investment option after we have exercised our rights to increase the rider charge and/or charge a separate fee for PN program each investment option. If you choose to change your investment option after we have exercised our rights to increase the rider fee for new contract owners, you will pay the fee that is in effect on the valuation date we receive your written request to change your PN program investment option. On the next contract anniversary, we will calculate an average rider fee, for the preceding contract year only, that reflects the various different charges that were in effect that year, adjusted for the number of calendar days each fee was in effect.

For an example of how each Income Assurer Benefit fee is calculated, see Appendix B.

OPTIONAL DEATH BENEFIT CHARGES

BENEFIT PROTECTOR DEATH BENEFIT RIDER FEE
We charge a fee for the optional feature only if you select it. If selected, we deduct 0.25% of your contract value on your contract anniversary. We prorate this fee among all accounts and subaccounts in the same proportion your interest in each account bears to your total contract value. We will modify this prorated approach to comply with state regulations where necessary.

If the contract is terminated for any reason other than death or when annuity payouts begin, we will deduct the fee from the proceeds payable adjusted for the number of calendar days coverage was in place since we last deducted the fee. We cannot increase this annual charge after the rider effective date and it does not apply after annuity payouts begin or when we pay death benefits.

BENEFIT PROTECTOR PLUS DEATH BENEFIT RIDER FEE
We charge a fee for the optional feature only if you select it. If selected, we deduct 0.40% of your contract value on your contract anniversary. We prorate this fee among all accounts and subaccounts in the same proportion your interest in each account bears to your total contract value. We will modify this prorated approach to comply with state regulations where necessary.

If the contract is terminated for any reason other than death or when annuity payouts begin, we will deduct the fee from the proceeds payable adjusted for the number of calendar days coverage was in place since we last deducted the fee. We cannot increase this annual charge after the rider effective date and it does not apply after annuity payouts begin or when we pay death benefits.

Valuing Your Investment

We value your accounts as follows:

GPAs
We value the amounts you allocate to the GPAs directly in dollars. The value of the GPAs equals:

•	the sum of your purchase payments and transfer amounts allocated to the GPAs;

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•	plus any purchase payment credits allocated to the GPAs;

•	plus interest credited;

•	minus the sum of amounts withdrawn (including any applicable withdrawal charges) and amounts transferred out;

•	minus any prorated portion of the contract administrative charge; and

•	minus the prorated portion of the fee for any of the following optional benefits you have selected:

– Accumulation Protector Benefit rider;

– Guarantor Withdrawal Benefit for Life rider;

– Guarantor Withdrawal Benefit rider;

– Income Assurer Benefit rider;

– Benefit Protector rider; or

– Benefit Protector Plus rider.

THE FIXED ACCOUNT
The fixed account includes the one-year fixed account and the DCA fixed account.

We value the amounts you allocate to the fixed account directly in dollars. The value of the fixed account equals:

•	the sum of your purchase payments and any purchase payment credits allocated to the one-year fixed account and the DCA fixed account (if included), and transfer amounts to the one-year fixed account (including any positive or negative MVA on amounts transferred from the GPAs to the one-year fixed account);

•	plus interest credited;

•	minus the sum of amounts withdrawn (including any applicable withdrawal charges) and amounts transferred out;

•	minus any prorated portion of the contract administrative charge; and

•	minus the prorated portion of the fee for any of the following optional benefits you have selected:

– Accumulation Protector Benefit rider;

– Guarantor Withdrawal Benefit for Life rider;

– Guarantor Withdrawal Benefit rider;

– Income Assurer Benefit rider;

– Benefit Protector rider; or

– Benefit Protector Plus rider.

SUBACCOUNTS
We convert amounts you allocated to the subaccounts into accumulation units. Each time you make a purchase payment or transfer amounts into one of the subaccounts or we apply any purchase payment credits, we credit a certain number of accumulation units to your contract for that subaccount. Conversely, we subtract a certain number of accumulation units from your contract each time you take a partial withdrawal; transfer amounts out of a subaccount; or we assess a contract administrative charge, a withdrawal charge, or fee for any optional contract riders with annual charges (if applicable).

The accumulation units are the true measure of investment value in each subaccount during the accumulation period. They are related to, but not the same as, the net asset value of the fund in which the subaccount invests. The dollar value of each accumulation unit can rise or fall daily depending on the variable account expenses, performance of the fund and on certain fund expenses.

Here is how we calculate accumulation unit values:

Number of units: To calculate the number of accumulation units for a particular subaccount, we divide your investment by the current accumulation unit value.

Accumulation unit value: The current accumulation unit value for each subaccount equals the last value times the subaccount’s current net investment factor.

We determine the net investment factor by:

•	adding the fund’s current net asset value per share, plus the per share amount of any accrued income or capital gain dividends to obtain a current adjusted net asset value per share; then

•	dividing that sum by the previous adjusted net asset value per share; and

•	subtracting the percentage factor representing the mortality and expense risk fee and the variable account administrative charge from the result.

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Because the net asset value of the fund may fluctuate, the accumulation unit value may increase or decrease. You bear all the investment risk in a subaccount.

Factors that affect subaccount accumulation units: Accumulation units may change in two ways — in number and in value.

The number of accumulation units you own may fluctuate due to:

•	additional purchase payments you allocate to the subaccounts;

•	any purchase payment credits allocated to the subaccounts;

•	transfers into or out of the subaccounts (including any positive or negative MVA on amounts transferred from the GPAs);

•	partial withdrawals;

•	withdrawal charges;

and the deduction of a prorated portion of:

•	the contract administrative charge; and

•	the fee for any of the following optional benefits you have selected:

– Accumulation Protector Benefit rider;

– Guarantor Withdrawal Benefit for Life rider;

– Guarantor Withdrawal Benefit rider;

– Income Assurer Benefit rider;

– Benefit Protector rider; or

– Benefit Protector Plus rider.

Accumulation unit values will fluctuate due to:

•	changes in fund net asset value;

•	fund dividends distributed to the subaccounts;

•	fund capital gains or losses;

•	fund operating expenses; and

•	mortality and expense risk fee and the variable account administrative charge.

Making the Most of Your Contract

AUTOMATED DOLLAR-COST AVERAGING
Currently, you can use automated transfers to take advantage of dollar-cost averaging (investing a fixed amount at regular intervals). For example, you might transfer a set amount monthly from a relatively conservative subaccount to a more aggressive one, or to several others, or from the one-year fixed account or one-year GPA to one or more subaccounts. Automated transfers are not available for GPA terms of two or more years. You can also obtain the benefits of dollar-cost averaging by setting up regular automatic SIP payments or by establishing an interest sweep strategy. Interest sweeps are a monthly transfer of the interest earned from the one-year fixed account or one-year GPA into the subaccounts of your choice. If you participate in an interest sweep strategy the interest you earn on the one-year fixed account or one-year GPA will be less than the annual interest rate we apply because there will be no compounding. There is no charge for dollar-cost averaging.

This systematic approach can help you benefit from fluctuations in accumulation unit values caused by fluctuations in the market values of the funds. Since you invest the same amount each period, you automatically acquire more units when the market value falls and fewer units when it rises. The potential effect is to lower your average cost per unit.

WELLS FARGO ADVANTAGE SELECT VARIABLE ANNUITY — PROSPECTUS 37

How dollar-cost averaging works

					Number
By investing an equal number			Amount	Accumulation	of units
of dollars each month...		Month	invested	unit value	purchased

		Jan	$100	$20	5.00

		Feb	100	18	5.56

you automatically buy		Mar	100	17	5.88

more units when the	è	Apr	100	15	6.67

per unit market price is low...		May	100	16	6.25

		Jun	100	18	5.56

		Jul	100	17	5.88

and fewer units		Aug	100	19	5.26

when the per unit	è	Sept	100	21	4.76

market price is high.		Oct	100	20	5.00

You paid an average price of $17.91 per unit over the 10 months, while the average market price actually was $18.10.

Dollar-cost averaging does not guarantee that any subaccount will gain in value nor will it protect against a decline in value if market prices fall. Because dollar-cost averaging involves continuous investing, your success will depend upon your willingness to continue to invest regularly through periods of low price levels. Dollar-cost averaging can be an effective way to help meet your long-term goals. For specific features contact your investment professional.

Dollar-cost averaging as described in this section is not available when the PN program is in effect. However, subject to certain restrictions, dollar-cost averaging is available through the DCA fixed account. See the “DCA Fixed Account” and “Portfolio Navigator Program” sections in this prospectus for details.

ASSET REBALANCING
You can ask us in writing to automatically rebalance the subaccount portion of your contract value either quarterly, semiannually, or annually. The period you select will start to run on the date we record your request. On the first valuation date of each of these periods, we automatically will rebalance your contract value so that the value in each subaccount matches your current subaccount percentage allocations. These percentage allocations must be in whole numbers. There is no charge for asset rebalancing. The contract value must be at least $2,000.

You can change your percentage allocations or your rebalancing period at any time by contacting us in writing. We will restart the rebalancing period you selected as of the date we record your change. You also can ask us in writing to stop rebalancing your contract value. You must allow 30 days for us to change any instructions that currently are in place. For more information on asset rebalancing, contact your investment professional.

Different rules apply to asset rebalancing under the PN program (see “Portfolio Navigator Program” below).

As long as you are not participating in a PN program, asset rebalancing is available for use with the DCA fixed account (see “DCA Fixed Account”) only if your subaccount allocation for asset rebalancing is exactly the same as your subaccount allocation for transfers from the DCA fixed account. If you change your subaccount allocations under the asset rebalancing program or the DCA fixed account, we will automatically change the subaccount allocations so they match. If you do not wish to have the subaccount allocation be the same for the asset rebalancing program and the DCA fixed account, you must terminate the asset rebalancing program or the DCA fixed account, as you may choose.

ASSET ALLOCATION PROGRAM
For contracts with applications signed before May 1, 2006, we offered an asset allocation program called Portfolio Navigator. You could elect to participate in the asset allocation program, and there is no additional charge. If you purchased an optional Accumulation Protector Benefit rider, Guarantor Withdrawal Benefit rider or Income Assurer Benefit rider, you are required to participate in the PN program under the terms of the rider.

This asset allocation program allows you to allocate your contract value to a model portfolio that consists of subaccounts and may include certain GPAs and/or the one-year fixed account (if available under the asset allocation program), which represent various asset classes. By spreading your contract value among these various asset classes, you may be able to reduce the volatility in your contract value, but there is no guarantee that this will occur.

Asset allocation does not guarantee that your contract will increase in value nor will it protect against a decline in value if market prices fall. If you choose or are required to participate in the asset allocation program, you are responsible for

 38  WELLS FARGO ADVANTAGE SELECT VARIABLE ANNUITY — PROSPECTUS

determining which model portfolio is best for you. Your investment professional can help you make this determination. In addition, your investment professional may provide you with an investor questionnaire, a tool that can help you determine which model portfolio is suited to your needs based on factors such as your investment goals, your tolerance for risk, and how long you intend to invest.

Currently, there are five model portfolios ranging from conservative to aggressive. You may not use more than one model portfolio at a time. You are allowed to request a change to another model portfolio twice per contract year. Each model portfolio specifies allocation percentages to each of the subaccounts and any GPAs and/or the one-year fixed account that make up that model portfolio. By participating in the asset allocation program, you authorize us to invest your contract value in the subaccounts and any GPAs and/or one-year fixed account (if included) according to the allocation percentages stated for the specific model portfolio you have selected. You also authorize us to automatically rebalance your contract value quarterly beginning three months after the effective date of your contract in order to maintain alignment with the allocation percentages specified in the model portfolio.

Special rules will apply to the GPAs if they are included in a model portfolio. Under these rules:

•	no MVA will apply when rebalancing occurs within a specific model portfolio (but an MVA may apply if you elect to transfer to a new model portfolio); and

•	no MVA will apply when you elect an annuity payout plan while your contract value is invested in a model portfolio (see “Guarantee Period Accounts — Market Value Adjustment”).

Under the asset allocation program, the subaccounts, any GPAs and/or the one-year fixed account (if included) that make up the model portfolio you selected and the allocation percentages to those subaccounts, any GPAs and/or the one-year fixed account (if included) will not change unless we adjust the composition of the model portfolio to reflect the liquidation, substitution or merger of an underlying fund, a change of investment objective by an underlying fund or when an underlying fund stops selling its shares to the variable account. We reserve the right to change the terms and conditions of the asset allocation program upon written notice to you.

If permitted under applicable securities law, we reserve the right to:

•	reallocate your current model portfolio to an updated version of your current model portfolio; or

•	substitute a fund of funds for your current model portfolio.

We also reserve the right to discontinue the asset allocation program. We will give you 30 days’ written notice of any such change.

If you elected to participate in the asset allocation program, you may discontinue your participation in the program at any time by giving us written notice. Upon cancellation, automated rebalancing associated with the asset allocation program will end. You can elect to participate in the asset allocation program again at any time.

Required Use of Asset Allocation Program with Accumulation Protector Benefit rider, Guarantor Withdrawal Benefit rider or Income Assurer Benefit rider

If you are required to participate in the asset allocation program because you purchased an optional Accumulation Protector Benefit rider, Guarantor Withdrawal Benefit rider or Income Assurer Benefit rider, you may not discontinue your participation in the asset allocation program unless permitted by the terms of the rider as summarized below:

•	Accumulation Protector Benefit rider: You cannot terminate the Accumulation Protector Benefit rider. As long as the Accumulation Protector Benefit rider is in effect, your contract value must be invested in one of the model portfolios. The Accumulation Protector Benefit rider automatically ends at the end of the waiting period as does the requirement that you participate in the asset allocation program. At all other times, if you do not want to participate in any of the model portfolios, you must terminate your contract by requesting a full withdrawal. Withdrawal charges and tax penalties may apply. Therefore, you should not select the Accumulation Protector Benefit rider if you do not intend to continue participating in one of the model portfolios until the end of the waiting period.

•	Guarantor Withdrawal Benefit rider: Because the Guarantor Withdrawal Benefit rider requires that your contract value be invested in one of the model portfolios for the life of the contract, and you cannot terminate the Guarantor Withdrawal Benefit rider once you have selected it, you must terminate your contract by requesting a full withdrawal if you do not want to participate in any of the model portfolios. Withdrawal charges and tax penalties may apply. Therefore, you should not select the Guarantor Withdrawal Benefit rider if you do not intend to continue participating in one of the model portfolios for the life of the contract.

•	Income Assurer Benefit rider: You can terminate the Income Assurer Benefit rider during a 30-day period after the first rider anniversary and at any time after the expiration of the waiting period. At all other times, if you do not want to participate in any of the model portfolios, you must terminate your contract by requesting a full withdrawal. Withdrawal

WELLS FARGO ADVANTAGE SELECT VARIABLE ANNUITY — PROSPECTUS 39

charges and tax penalties may apply. As long as the Income Assurer Benefit rider is in effect, your contract value must be invested in one of the model portfolios. Therefore, you should not select the Income Assurer Benefit rider if you do not intend to continue participating in one of the model portfolios during the period of time the Income Assurer Benefit rider is in effect.

PORTFOLIO NAVIGATOR PROGRAM (PN program)
Under the PN program for the living benefit riders, your contract value is allocated to a PN program investment option (except as described in the next paragraph). The PN program investment options are currently five funds of funds, each of which invests in underlying funds in proportions that vary among the funds of funds in light of each fund of funds’ investment objective (“Portfolio Navigator funds”). The PN program is available for both nonqualified and qualified annuities.

The PN program also allows those who participated in a previous version of the PN program and who previously opted out of the transfer of their contract value to Portfolio Navigator funds to remain invested in accordance with a “static” PN program model portfolio investment option that is not subject to updating or reallocation. For more information on the static model portfolios, see “The static model portfolios” below.

You are required to participate in the PN program if your contract includes optional living benefit riders. If your contract does not include one of these riders, you may not participate in the PN program; but you may choose to allocate your contract value to one or more of the Portfolio Navigator funds without being in the PN program. You should review any PN program information, including the prospectus for the funds of funds, carefully. Your investment professional can provide you with additional information and can answer questions you may have on the PN program.

The Portfolio Navigator funds. Each of the Portfolio Navigator funds is a fund of funds with the investment objective of seeking a high level of total return consistent with a certain level of risk by investing in various underlying funds. The funds of funds have objectives ranging from Conservative to Aggressive, and are managed within asset class allocation targets and with a broad multi-manager approach. Columbia Management Investment Advisers is the investment adviser of each of the funds of funds, and Columbia Management Investment Advisers or an affiliate is the investment adviser of each of the underlying funds in which the funds of funds invest. Morningstar Associates, LLC serves as an independent consultant to Columbia Management Investment Advisers to provide recommendations regarding portfolio construction and ongoing analysis of the funds of funds. Neither Columbia Management Investment Advisers nor Morningstar Associates, LLC serves as your investment adviser as to the allocation of your contract value under the PN program (regardless of whether you have selected a PN program investment option or have chosen to remain in a static model portfolio). Some of the underlying funds are managed on a day-to-day basis directly by Columbia Management Investment Advisers and some are managed by one or more affiliated or unaffiliated sub-advisers, subject to the oversight of Columbia Management Investment Advisers and the fund’s board of trustees.

Below are the target asset allocation weights (between equity and fixed income/cash underlying funds) for each of the funds of funds:

1. Variable Portfolio – Aggressive Portfolio: 80% Equity / 20% Fixed Income

2. Variable Portfolio – Moderately Aggressive Portfolio: 65% Equity / 35% Fixed Income

3. Variable Portfolio – Moderate Portfolio: 50% Equity / 50% Fixed Income

4. Variable Portfolio – Moderately Conservative Portfolio: 35% Equity / 65% Fixed Income

5. Variable Portfolio – Conservative Portfolio: 20% Equity / 80% Fixed Income

Fund of funds conflicts of interest. In providing investment advisory services for the funds of funds and the underlying funds in which the funds of funds invest, Columbia Management Investment Advisers is, together with its affiliates, including us, subject to competing interests that may influence its decisions. These competing interests typically arise because Columbia Management Investment Advisers or one of its affiliates serves as the investment adviser to the underlying funds and may provide other services in connection with such underlying funds, and because the compensation we and our affiliates receive for providing these investment advisory and other services varies depending on the underlying fund. For additional information about the conflicts of interest to which Columbia Management Investment Advisers and its affiliates are subject, see the funds of funds prospectus.

The static model portfolios. If you have chosen to remain invested in a “static” PN program model portfolio investment option, your assets will remain invested in accordance with your current model portfolio, and you will not be provided with any updates to the model portfolio or reallocation recommendations. (The last such reallocation recommendation was provided in 2009.) Each model portfolio consists of underlying funds and/or any GPAs (if included) according to the allocation percentages stated for the model portfolio. If you are participating in the PN program through a model portfolio, you instruct us to automatically rebalance your contract value quarterly in order to maintain alignment with these allocation percentages.

 40  WELLS FARGO ADVANTAGE SELECT VARIABLE ANNUITY — PROSPECTUS

If you own a contract with a living benefit rider which requires you to participate in the PN program and have chosen to remain in a PN program model portfolio, you may in the future transfer the assets in your contract only to one of the funds of funds investment options. If you begin taking income from your contract and have a living benefit rider that requires a move to a certain model portfolio once you begin taking income, you will be transferred to the fund of funds that corresponds to that model portfolio.

Special rules apply to the GPAs if they are included in a model portfolio. Under these rules:

•	no MVA will apply when rebalancing occurs within a specific model portfolio (but an MVA may apply if you elect to transfer to a fund of funds);

•	no MVA will apply when you elect an annuity payout plan while your contract value is invested in a model portfolio. (See “Guarantee Period Accounts — Market Value Adjustment.”)

If you choose to remain in a static model portfolio, the investments and investment styles and policies of the underlying funds in which your contract value is invested may change. Accordingly, your model portfolio may change so that it is no longer appropriate for your needs, even though your allocations to underlying funds do not change. Furthermore, the absence of periodic updating means that existing underlying funds will not be replaced as may be appropriate due to poor performance, changes in management personnel, or other factors.

Although the model portfolios are no longer maintained on an ongoing basis, the asset allocations in the model portfolios may have been affected by conflicts of interest similar to those to which the funds of funds are subject. Certain of the underlying funds in the model portfolios are managed by Columbia Management Investment Advisers or an affiliate while others are not, and we or our affiliate had an incentive to specify greater allocation percentages for the affiliated underlying funds.

Participating in the PN program. You are responsible for determining which investment option is best for you. Your investment professional can help you make this determination. In addition, your investment professional may provide you with an investor questionnaire, a tool to help define your investing style that is based on factors such as your investment goals, your tolerance for risk and how long you intend to invest. Your responses to the investor questionnaire can help you determine which investment option most closely matches your investing style. While the scoring of the investor questionnaire is objective, there is no guarantee that your responses to the investor questionnaire accurately reflect your tolerance for risk. Similarly, there is no guarantee that the investment option you select or have selected after completing the investor questionnaire is appropriate to your ability to withstand investment risk. RiverSource Life is not responsible for your selection of a specific investment option or your decision to change to a different investment option.

Currently, there are five Portfolio Navigator funds (and under the previous PN program, five static model portfolio investment options), ranging from conservative to aggressive. You may not use more than one investment option at a time.

If you initially allocate qualifying purchase payments to the DCA Fixed Account, when available (see “The DCA Fixed Account”), and you are participating in the PN program, we will make monthly transfers in accordance with your instructions from the DCA Fixed Account into the investment option or model portfolio you have chosen.

You may request a change to your fund of funds (or a transfer from your model portfolio to a fund of funds) up to twice per contract year by written request on an authorized form or by another method agreed to by us. If you make such a change, we may charge you a higher fee for your rider.

We reserve the right to change the terms and conditions of the PN program upon written notice to you. This includes but is not limited to the right to:

•	limit your choice of investment options based on the amount of your initial purchase payment;

•	cancel required participation in the program after 30 days written notice;

•	substitute a fund of funds for your model portfolio, if applicable, if permitted under applicable securities law; and

•	discontinue the PN program after 30 days written notice.

Risks. Asset allocation through the PN program does not guarantee that your contract will increase in value nor will it protect against a decline in value if market prices fall. By investing in a fund of funds, you may be able to reduce the volatility in your contract value, but there is no guarantee that this will happen. For additional information about the risks of investing in a Portfolio Navigator funds of funds, see funds of funds prospectus.

WELLS FARGO ADVANTAGE SELECT VARIABLE ANNUITY — PROSPECTUS 41

Living benefits requiring participation in the PN program:

•	Accumulation Protector Benefit rider: You cannot terminate the Accumulation Protector Benefit rider. As long as the Accumulation Protector Benefit rider is in effect, your contract value must be invested in one of the PN program investment options. For contracts with applications signed on or after Jan. 26, 2009, you cannot select the Aggressive investment option, or transfer to the Aggressive investment option while the rider is in effect. The Accumulation Protector Benefit rider automatically ends at the end of the waiting period and you then have the option to cancel your participation in the PN program. At all other times, if you do not want to invest in any of the PN program investment options, you must terminate your contract by requesting a full withdrawal. Withdrawal charges and tax penalties may apply. Therefore, you should not select the Accumulation Protector Benefit rider if you do not intend to continue participating in the PN program (as it now exists or as we may modify it in the future) until the end of the waiting period.

•	Guarantor Withdrawal Benefit for Life rider: The Guarantor Withdrawal Benefit for Life rider requires that your contract value be invested in one of the PN program investment options for the life of the contract. Subject to state restrictions, we reserve the right to limit the number of investment options from which you can select based on the dollar amount of purchase payments you make. Because you cannot terminate the Guarantor Withdrawal Benefit for Life rider once you have selected it, you must terminate your contract by requesting a full withdrawal if you do not want to invest in any of the PN program investment options. Withdrawal charges and tax penalties may apply. Therefore, you should not select the Guarantor Withdrawal Benefit for Life rider if you do not intend to continue participating in the PN program (as it now exists or as we may modify it in the future) for the life of the contract.

•	Guarantor Withdrawal Benefit rider: The Guarantor Withdrawal Benefit rider requires that your contract value be invested in one of the PN program investment options for the life of the contract and because you cannot terminate the Guarantor Withdrawal Benefit rider once you have selected it, you must terminate your contract by requesting a full withdrawal if you do not want to invest in any of the PN program investment options. Withdrawal charges and tax penalties may apply. Therefore, you should not select the Guarantor Withdrawal Benefit rider if you do not intend to continue participating in the PN program (as it now exists or as we may modify it in the future) for the life of the contract.

•	Income Assurer Benefit rider: The Income Assurer Benefit rider requires that your contract value be invested in one of the PN program investment options for the life of the contract. You can terminate the Income Assurer Benefit rider during the 30-day period after the first rider anniversary and at any time after the expiration of the waiting period. At all other times you cannot terminate the Income Assurer Benefit rider once you have selected it and you must terminate your contract by requesting a full withdrawal if you do not want to invest in any of the PN program investment options. Withdrawal charges and tax penalties may apply. Therefore, you should not select the Income Assurer Benefit rider if you do not intend to continue participating in the PN program (as it now exists or as we may modify it in the future) for the life of the contract.

TRANSFERRING AMONG ACCOUNTS
The transfer rights discussed in this section do not apply while the PN program is in effect.

You may transfer contract value from any one subaccount, GPAs, the one-year fixed account, or the DCA fixed account, to another subaccount before annuity payouts begin. Certain restrictions apply to transfers involving the GPAs and the one-year fixed account. You may not transfer contract value to the DCA fixed account.

The date your request to transfer will be processed depends on when we receive it:

•	If we receive your transfer request at our corporate office in good order before the close of business, we will process your transfer using the accumulation unit value we calculate on the valuation date we received your transfer request.

•	If we receive your transfer request at our corporate office in good order at or after the close of business, we will process your transfer using the accumulation unit value we calculate on the next valuation date after we received your transfer request.

There is no charge for transfers. Before making a transfer, you should consider the risks involved in changing investments. Transfers out of the GPAs will be subject to an MVA if done more than 30 days before the end of the guarantee period.

We may suspend or modify transfer privileges at any time.

For information on transfers after annuity payouts begin, see “Transfer policies” below.

Transfer policies

•	Before annuity payouts begin, you may transfer contract values between the subaccounts, or from the subaccounts to the GPAs and the one-year fixed account at any time. However, if you made a transfer from the one-year fixed account to the subaccounts or the GPAs, you may not make a transfer from any subaccount or GPA back to the one-year fixed account for

 42  WELLS FARGO ADVANTAGE SELECT VARIABLE ANNUITY — PROSPECTUS

six months following that transfer. We reserve the right to further limit transfers to the one-year fixed account if the interest rate we are then currently crediting to the one-year fixed account is equal to the minimum interest rate stated in the contract.

•	You may transfer contract values from the one-year fixed account to the subaccounts or the GPAs once a year on or within 30 days before or after the contract anniversary (except for automated transfers, which can be set up at any time for certain transfer periods subject to certain minimums). Transfers from the one-year fixed account are not subject to an MVA. The amount of contract value transferred to the one-year fixed account cannot result in the value of the one-year fixed account being greater than 30% of the contract value. Transfers out of the one-year fixed account are limited to 30% of one-year fixed account values at the beginning of the contract year or $10,000, whichever is greater. Because of this limitation, it may take you several years to transfer all your contract value from the one-year fixed account. You should carefully consider whether the one-year fixed account meets your investment criteria before you invest. We reserve the right to further limit transfers to or from the one-year fixed account if the interest rate we are then crediting on new purchase payments allocated to the one-year fixed account is equal to the minimum interest rate stated in the contract.

•	You may transfer contract values from a GPA any time after 60 days of transfer or payment allocation to the account. Transfers made more than 30 days before the end of the guarantee period will receive an MVA, which may result in a gain or loss of contract value, unless an exception applies (see “The Guarantee Period Accounts (GPAs) — Market Value Adjustment (MVA)”).

•	If we receive your request on or within 30 days before or after the contract anniversary date, the transfer from the one-year fixed account to the GPAs will be effective on the valuation date we receive it.

•	You may not transfer contract values from the subaccounts, the GPAs, or the one-year fixed account into the DCA fixed account. However, you may transfer contract values from the DCA fixed account to any of the investment options available under your contract, subject to investment minimums and other restrictions we may impose on investments in the one-year fixed account and the GPA, as described above. (See “DCA Fixed Account.”)

•	Once annuity payouts begin, you may not make transfers to or from the GPAs or the fixed account, but you may make transfers once per contract year among the subaccounts. During the annuity payout period, we reserve the right to limit the number of subaccounts in which you may invest. When annuity payments begin, you must transfer all contract value out of your GPAs and DCA accounts.

Market Timing
Market timing can reduce the value of your investment in the contract. If market timing causes the returns of an underlying fund to suffer, contract value you have allocated to a subaccount that invests in that underlying fund will be lower too. Market timing can cause you, any joint owner of the contract and your beneficiary(ies) under the contract a financial loss.

Funds available as investment options under the contract that invest in securities that trade in overseas securities markets may be at greater risk of loss from market timing, as market timers may seek to take advantage of changes in the values of securities between the close of overseas markets and the close of U.S. markets. Also, the risks of market timing may be greater for underlying funds that invest in securities such as small cap stocks, high yield bonds, or municipal securities, that may be traded infrequently.

We seek to prevent market timing. Market timing is frequent or short-term trading activity. We do not accommodate short-term trading activities. Do not buy a contract if you wish to use short-term trading strategies to manage your investment. The market timing policies and procedures described below apply to transfers among the subaccounts within the contract. The underlying funds in which the subaccounts invest have their own market timing policies and procedures. The market timing policies of the underlying funds may be more restrictive than the market timing policies and procedures we apply to transfers among the subaccounts of the contract, and may include redemption fees. We reserve the right to modify our market timing policies and procedures at any time without prior notice to you.

Market timing may hurt the performance of an underlying fund in which a subaccount invests in several ways, including but not necessarily limited to:

•	diluting the value of an investment in an underlying fund in which a subaccount invests;

•	increasing the transaction costs and expenses of an underlying fund in which a subaccount invests; and,

•	preventing the investment adviser(s) of an underlying fund in which a subaccount invests from fully investing the assets of the fund in accordance with the fund’s investment objectives.

WELLS FARGO ADVANTAGE SELECT VARIABLE ANNUITY — PROSPECTUS 43

In order to help protect you and the underlying funds from the potentially harmful effects of market timing activity, we apply the following market timing policy to discourage frequent transfers of contract value among the subaccounts of the variable account:

We try to distinguish market timing from transfers that we believe are not harmful, such as periodic rebalancing for purposes of an asset allocation, dollar-cost averaging and asset rebalancing program that may be described in this prospectus. There is no set number of transfers that constitutes market timing. Even one transfer in related accounts may be market timing. We seek to restrict the transfer privileges of a contract owner who makes more than three subaccount transfers in any 90 day period. We also reserve the right to refuse any transfer request, if, in our sole judgment, the dollar amount of the transfer request would adversely affect unit values.

If we determine, in our sole judgment, that your transfer activity constitutes market timing, we may modify, restrict or suspend your transfer privileges to the extent permitted by applicable law, which may vary based on the state law that applies to your contract and the terms of your contract. These restrictions or modifications may include, but not be limited to:

•	requiring transfer requests to be submitted only by first-class U.S. mail;

•	not accepting hand-delivered transfer requests or requests made by overnight mail;

•	not accepting telephone or electronic transfer requests;

•	requiring a minimum time period between each transfer;

•	not accepting transfer requests of an agent acting under power of attorney;

•	limiting the dollar amount that you may transfer at any one time;

•	suspending the transfer privilege; or

•	modifying instructions under an automated transfer program to exclude a restricted fund if you do not provide new instructions.

Subject to applicable state law and the terms of each contract, we will apply the policy described above to all contract owners uniformly in all cases. We will notify you in writing after we impose any modification, restriction or suspension of your transfer rights.

We cannot guarantee that we will be able to identify and restrict all market timing activity. Because we exercise discretion in applying the restrictions described above, we cannot guarantee that we will be able to restrict all market timing activity. In addition, state law and the terms of some contracts may prevent us from stopping certain market timing activity. Market timing activity that we are unable to identify and/or restrict may impact the performance of the underlying funds and may result in lower contract values.

In addition to the market timing policy described above, which applies to transfers among the subaccounts within your contract, you should carefully review the market timing policies and procedures of the underlying funds. The market timing policies and procedures of the underlying funds may be materially different than those we impose on transfers among the subaccounts within your contract and may include mandatory redemption fees as well as other measures to discourage frequent transfers. As an intermediary for the underlying funds, we are required to assist them in applying their market timing policies and procedures to transactions involving the purchase and exchange of fund shares. This assistance may include, but not be limited to, providing the underlying fund upon request with your Social Security Number, Taxpayer Identification Number or other United States government-issued identifier, and the details of your contract transactions involving the underlying fund. An underlying fund, in its sole discretion, may instruct us at any time to prohibit you from making further transfers of contract value to or from the underlying fund, and we must follow this instruction. We reserve the right to administer and collect on behalf of an underlying fund any redemption fee imposed by an underlying fund. Market timing policies and procedures adopted by underlying funds may affect your investment in the contract in several ways, including but not limited to:

•	Each fund may restrict or refuse trading activity that the fund determines, in its sole discretion, represents market timing.

•	Even if we determine that your transfer activity does not constitute market timing under the market timing policies described above which we apply to transfers you make under the contract, it is possible that the underlying fund’s market timing policies and procedures, including instructions we receive from a fund may require us to reject your transfer request. For example, while we disregard transfers permitted under any asset allocation, dollar-cost averaging and asset rebalancing programs that may be described in this prospectus, we cannot guarantee that an underlying fund’s market timing policies and procedures will do so. Orders we place to purchase fund shares for the variable account are subject to acceptance by the fund. We reserve the right to reject without prior notice to you any transfer request if the fund does not accept our order.

•	Each underlying fund is responsible for its own market timing policies, and we cannot guarantee that we will be able to implement specific market timing policies and procedures that a fund has adopted. As a result, a fund’s returns might be adversely affected, and a fund might terminate our right to offer its shares through the variable account.

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•	Funds that are available as investment options under the contract may also be offered to other intermediaries who are eligible to purchase and hold shares of the fund, including without limitation, separate accounts of other insurance companies and certain retirement plans. Even if we are able to implement a fund’s market timing policies, we cannot guarantee that other intermediaries purchasing that same fund’s shares will do so, and the returns of that fund could be adversely affected as a result.

For more information about the market timing policies and procedures of an underlying fund, the risks that market timing pose to that fund, and to determine whether an underlying fund has adopted a redemption fee, see that fund’s prospectus.

HOW TO REQUEST A TRANSFER OR WITHDRAWAL

 1 By letter

Send your name, contract number, Social Security Number or Taxpayer Identification Number* and signed request for a transfer or withdrawal to our corporate office:

RiverSource Life Insurance Company
829 Ameriprise Financial Center
Minneapolis, MN 55474

Minimum amount
Transfers or withdrawals:  $500 or entire account balance

Maximum amount
Transfers or withdrawals:  Contract value or entire account balance

*	Failure to provide a Social Security Number or Taxpayer Identification Number may result in mandatory tax withholding on the taxable portion of the distribution.

 2 By automated transfers and automated partial withdrawals

Your investment professional can help you set up automated transfers among your GPAs, one-year fixed account or the subaccounts or automated partial withdrawals from the GPAs, one-year fixed account, DCA fixed account or the subaccounts.

You can start or stop this service by written request or other method acceptable to us.

You must allow 30 days for us to change any instructions that are currently in place.

•	Automated transfers from the one-year fixed account to any one of the subaccounts may not exceed an amount that, if continued, would deplete the one-year fixed account within 12 months.

•	Transfers out of the one-year fixed account are limited to 30% of the one-year fixed account values at the beginning of the contract year or $10,000, whichever is greater.

•	Automated withdrawals may be restricted by applicable law under some contracts.

•	You may not make additional purchase payments if automated partial withdrawals are in effect.

•	If the PN program is in effect, you are not allowed to set up automated transfers except in connection with a DCA Fixed Account (see “The Fixed Account — DCA Fixed Account” and “Making the Most of Your Contract — Portfolio Navigator Program”).

•	Automated partial withdrawals may result in income taxes and penalties on all or part of the amount withdrawn.

Minimum amount

Transfers or withdrawals:	$100 monthly
$250 quarterly, semiannually or annually

 3 By phone

Call:
1-800-333-3437

Minimum amount
Transfers or withdrawals:  $500 or entire account balance

Maximum amount
Transfers:                           Contract value or entire account balance
Withdrawals:                      $25,000

WELLS FARGO ADVANTAGE SELECT VARIABLE ANNUITY — PROSPECTUS 45

We answer telephone requests promptly, but you may experience delays when the call volume is unusually high. If you are unable to get through, use the mail procedure as an alternative.

We will honor any telephone transfer or withdrawal requests that we believe are authentic and we will use reasonable procedures to confirm that they are. This includes asking identifying questions and recording calls. We will not allow a telephone withdrawal within 30 days of a phoned-in address change. As long as we follow the procedures, we (and our affiliates) will not be liable for any loss resulting from fraudulent requests.

Telephone transfers and withdrawals are automatically available. You may request that telephone transfers and withdrawals not be authorized from your account by writing to us.

Withdrawals

You may withdraw all or part of your contract at any time before the retirement date by sending us a written request or calling us. If we receive your withdrawal request in good order at our corporate office before the close of business, we will process your withdrawal using the accumulation unit value we calculate on the valuation date we received your withdrawal request. If we receive your withdrawal request at our corporate office at or after the close of business, we will process your withdrawal using the accumulation unit value we calculate on the next valuation date after we received your withdrawal request. We may ask you to return the contract. You may have to pay a contract administrative charge, withdrawal charges or any applicable optional rider charges (see “Charges”), federal income taxes and penalties. State and local income taxes may also apply (see “Taxes”). In addition, purchase payment credits may be reversed. You cannot make withdrawals after annuity payouts begin except under Annuity Payout Plan E. (See “The Annuity Payout Period — Annuity Payout Plans.”)

Any partial withdrawals you take under the contract will reduce your contract value. As a result, the value of your death benefit or any optional benefits you have elected will also be reduced. If you have elected the Guarantor Withdrawal Benefit for Life rider or the Guarantor Withdrawal Benefit rider and your partial withdrawals in any contract year exceed the permitted withdrawal amount under the terms of the Guarantor Withdrawal Benefit for Life rider or the Guarantor Withdrawal Benefit rider, your benefits under the rider may be reduced (see “Optional Benefits”). Any partial withdrawal request that exceeds the amount allowed under the riders and impacts the guarantees provided, will not be considered in good order until we receive a signed form Benefit Impact Acknowledgement showing the projected effect of the withdrawal on the rider benefits or a verbal acknowledgement that you understand and accept the impacts that have been explained to you.

In addition, withdrawals you are required to take to satisfy RMDs under the Code may reduce the value of certain death benefits and optional benefits (see “Taxes — Qualified Annuities — Required Minimum Distributions”).

WITHDRAWAL POLICIES
If you have a balance in more than one account and you request a partial withdrawal, we will automatically withdraw from all your subaccounts, GPAs, the DCA fixed account and/or the one-year fixed account in the same proportion as your value in each account correlates to your total contract value, unless requested otherwise. You may request that a partial withdrawal be taken from one or more investment options unless an asset allocation program is in effect for your contract. After executing a partial withdrawal, the value in the one-year fixed account and each GPA and subaccount must be either zero or at least $50.

RECEIVING PAYMENT
By regular or express mail:

•	payable to you;

•	mailed to address of record.

NOTE: We will charge you a fee if you request express mail delivery.

Normally, we will send the payment within seven days after receiving your request in good order. However, we may postpone the payment if:

– the surrender amount includes a purchase payment check that has not cleared;

– the NYSE is closed, except for normal holiday and weekend closings;

– trading on the NYSE is restricted, according to SEC rules;

– an emergency, as defined by SEC rules, makes it impractical to sell securities or value the net assets of the accounts; or

– the SEC permits us to delay payment for the protection of security holders.

 46  WELLS FARGO ADVANTAGE SELECT VARIABLE ANNUITY — PROSPECTUS

TSA — Special Provisions

PARTICIPANTS IN TAX-SHELTERED ANNUITIES
If the contract is intended to be used in connection with an employer sponsored 403(b) plan, additional rules relating to this contract can be found in the annuity endorsement for tax sheltered 403(b) annuities. Unless we have made special arrangements with your employer, the contract is not intended for use in connection with an employer sponsored 403(b) plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). In the event that the employer either by affirmative election or inadvertent action causes contributions under a plan that is subject to ERISA to be made to this contract, we will not be responsible for any obligations and requirements under ERISA and the regulations thereunder, unless we have prior written agreement with the employer. You should consult with your employer to determine whether your 403(b) plan is subject to ERISA.

In the event we have a written agreement with your employer to administer the plan pursuant to ERISA, special rules apply as set forth in the TSA endorsement.

The employer must comply with certain nondiscrimination requirements for certain types of contributions under a TSA contract to be excluded from taxable income. You should consult your employer to determine whether the nondiscrimination rules apply to you.

The Code imposes certain restrictions on your right to receive early distributions from a TSA:

•	Distributions attributable to salary reduction contributions (plus earnings) made after Dec. 31, 1988, or to transfers or rollovers from other contracts, may be made from the TSA only if:

–	you are at least age 59 1/2;

–	you are disabled as defined in the Code;

–	you severed employment with the employer who purchased the contract;

–	the distribution is because of your death;

–	the distribution is due to plan termination; or

–	you are a military reservist.

•	If you encounter a financial hardship (as provided by the Code), you may be eligible to receive a distribution of all contract values attributable to salary reduction contributions made after Dec. 31, 1988, but not the earnings on them.

•	Even though a distribution may be permitted under the above rules, it may be subject to IRS taxes and penalties (see “Taxes”)

•	The above restrictions on distributions do not affect the availability of the amount credited to the contract as of Dec. 31, 1988. The restrictions also do not apply to transfers or exchanges of contract value within the contract, or to another registered variable annuity contract or investment vehicle available through the employer.

Changing Ownership

You may change ownership of your nonqualified annuity at any time by completing a change of ownership form we approve and sending it to our office. The change will become binding on us when we receive and record it. We will honor any change of ownership request received in good order that we believe is authentic and we will use reasonable procedures to confirm authenticity. If we follow these procedures, we will not take any responsibility for the validity of the change.

If you have a nonqualified annuity, you may incur income tax liability by transferring, assigning or pledging any part of it. (see “Taxes.”)

If you have a qualified annuity, you may not sell, assign, transfer, discount or pledge your contract as collateral for a loan, or as security for the performance of an obligation or for any other purpose except as required or permitted by the Code. However, if the owner is a trust or custodian, or an employer acting in a similar capacity, ownership of the contract may be transferred to the annuitant.

Please consider carefully whether or not you wish to change ownership of your annuity contract. If you elected any optional contract features or riders, the new owner and annuitant will be subject to all limitations and/or restrictions of those features or riders just as if they were purchasing a new contract. If you have an Income Assurer Benefit rider and/or Benefit Protector Plus rider, the rider will terminate upon transfer of ownership of the annuity contract. The Accumulation Protector Benefit, the Guarantor Withdrawal Benefit for Life and the Guarantor Withdrawal Benefit riders will continue upon transfer of ownership of your annuity contract. For the Guarantor Withdrawal Benefit for Life riders, any ownership change that impacts the guarantees provided will not be considered in good order until we receive a signed Benefit Impact Acknowledgement form showing the projected effect of the ownership change on the rider benefits or a verbal acknowledgement that you understand

WELLS FARGO ADVANTAGE SELECT VARIABLE ANNUITY — PROSPECTUS 47

and accept the impacts that have been explained to you. Continuance of the Benefit Protector is optional. (See “Optional Benefits.”)

Benefits in Case of Death

There are four death benefit options under your contract if you die before the retirement start date while this contract is in force. You must select one of the following death benefits:

•	ROP Death Benefit;

•	MAV Death Benefit;

•	5% Accumulation Death Benefit; or

•	Enhanced Death Benefit.

If it is available in your state and if both you and the annuitant are age 79 or younger at contract issue, you can elect any one of the above death benefits. If either you or the annuitant are age 80 or older at contract issue, the ROP Death Benefit will apply. Once you elect a death benefit, you cannot change it. We show the death benefit that applies in your contract on your contract’s data page. The death benefit you select determines the mortality and expense risk fee that is assessed against the subaccounts. (See “Charges — Mortality and Expense Risk Fee.”)

Under each option, we will pay the death benefit, less any purchase payment credits subject to reversal, to your beneficiary upon the earlier of your death or the annuitant’s death. We will base the benefit paid on the death benefit coverage you chose when you purchased the contract. If a contract has more than one person as the owner, we will pay benefits upon the first to die of any owner or the annuitant.

Here are some terms that are used to describe the death benefits:

Adjusted partial withdrawals (calculated for ROP and MAV Death Benefits)	=	PW × DB CV
PW = the amount by which the contract value is reduced as a result of the partial withdrawal.

DB = the death benefit on the date of (but prior to) the partial withdrawal.

CV = contract value on the date of (but prior to) the partial withdrawal.

Maximum Anniversary Value (MAV): is zero prior to the first contract anniversary after the effective date of the rider. On the first contract anniversary after the effective date of the rider, we set the MAV as the greater of these two values:

(a) current contract value; or

(b)	total purchase payments and any purchase payment credits applied to the contract minus adjusted partial withdrawals.

Thereafter, we increase the MAV by any additional purchase payments and any purchase payment credits and reduce the MAV by adjusted partial withdrawals. Every contract anniversary after that prior to the earlier of your or the annuitant’s 81st birthday, we compare the MAV to the current contract value and we reset the MAV to the higher amount.

5% Variable Account Floor: is the sum of the value of the GPAs, the one-year fixed account and the variable account floor. There is no variable account floor prior to the first contract anniversary. On the first contract anniversary, we establish the variable account floor as:

•	the amounts allocated to the subaccounts and the DCA fixed account at issue increased by 5%;

•	plus any subsequent amounts allocated to the subaccounts and the DCA fixed account;

•	minus adjusted transfers and partial withdrawals from the subaccounts or the DCA fixed account.

Thereafter, we continue to add subsequent purchase payments and any purchase payment credits allocated to the subaccounts or the DCA fixed account and subtract adjusted transfers and partial withdrawals from the subaccounts or the DCA fixed account. On each contract anniversary after the first, through age 80, we add an amount to the variable account floor equal to 5% of the prior anniversary’s variable account floor. We stop adding this amount after you or the annuitant reach age 81.

5% variable account floor adjusted transfers or partial withdrawals	=	PWT × VAF SV

PWT	=	the amount by which the contract value in the subaccounts and the DCA fixed account is reduced as a result of the partial withdrawal or transfer from the subaccounts or the DCA fixed account.
VAF	=	variable account floor on the date of (but prior to) the transfer or partial withdrawal.
SV	=	value of the subaccounts and the DCA fixed account on the date of (but prior to) the transfer of partial withdrawal.

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The amount of purchase payments and any purchase payment credits withdrawn or transferred from any subaccount or fixed account (if applicable) or GPA account is calculated as (a) times (b) where:

(a)	is the amount of purchase payments and any purchase payment credits in the account or subaccount on the date of but prior to the current withdrawal or transfer; and

(b)	is the ratio of the amount of contract value transferred or withdrawn from the account or subaccount to the value in the account or subaccount on the date of (but prior to) the current withdrawal or transfer.

For contracts issued in New Jersey, the cap on the variable account floor is 200% of the sum of the purchase payments and any purchase payment credits allocated to the subaccounts and the DCA fixed account that have not been withdrawn or transferred out of the subaccounts or DCA fixed account.

NOTE: The 5% variable account floor is calculated differently and is not the same value as the Income Assurer Benefit® 5% variable account floor.

RETURN OF PURCHASE PAYMENTS (ROP) DEATH BENEFIT

The ROP Death Benefit is the basic death benefit on the contract that will pay your beneficiaries no less than your purchase payments, adjusted for withdrawals. If you or the annuitant die before annuity payouts begin and while this contract is in force, the death benefit will be the greater of these two values, minus any applicable rider charges:

1.	contract value; or

2.	total purchase payments applied to the contract minus adjusted partial withdrawals.

The ROP Death Benefit will apply unless you select one of the alternative death benefits described immediately below.

If available in your state and both you and the annuitant are age 79 or younger at contract issue, you may select one of the death benefits described below at the time you purchase your contract. The death benefits do not provide any additional benefit before the first contract anniversary and may not be appropriate for issue ages 75 to 79 because the benefit values may be limited after age 81. Be sure to discuss with your investment professional whether or not these death benefits are appropriate for your situation.

MAXIMUM ANNIVERSARY VALUE (MAV) DEATH BENEFIT

The MAV Death Benefit provides that if you or the annuitant die while the contract is in force and before annuity payouts begin, the death benefit will be the greatest of these three values, minus any applicable rider charges:

1. contract value;

2.	total purchase payments and any purchase payment credits applied to the contract minus adjusted partial withdrawals; or

3.	the MAV on the date of death.

5% ACCUMULATION DEATH BENEFIT

The 5% Accumulation Death Benefit provides that if you or the annuitant die while the contract is in force and before annuity payouts begin, the death benefit will be the greatest of these three values, minus any applicable rider charges:

1. contract value;

2.	total purchase payments and any purchase payment credits applied to the contract minus adjusted partial withdrawals; or

3. the 5% variable account floor.

ENHANCED DEATH BENEFIT

The Enhanced Death Benefit provides that if you or the annuitant die while the contract is in force and before annuity payouts begin, the death benefit will be the greatest of these four values, minus any applicable rider charges:

1. contract value;

2.	total purchase payments and any purchase payment credits applied to the contract minus adjusted partial withdrawals;

3. the MAV on the date of death; or

4. the 5% variable account floor.

For an example of how each death benefit is calculated, see Appendix D.

IF YOU DIE BEFORE YOUR RETIREMENT DATE
When paying the beneficiary, we will process the death claim on the valuation date our death claim requirements are fulfilled. We will determine the contract’s value using the accumulation unit value we calculate on that valuation date. We pay interest,

WELLS FARGO ADVANTAGE SELECT VARIABLE ANNUITY — PROSPECTUS 49

if any, at a rate no less than required by law. We will mail payment to the beneficiary within seven days after our death claim requirements are fulfilled.

Nonqualified annuities
If your spouse is sole beneficiary and you die before the retirement date, your spouse may keep the contract as owner with the contract value equal to the death benefit that would otherwise have been paid. To do this your spouse must give us written instructions to continue the contract as owner. There will be no withdrawal charges on the contract from that point forward unless additional purchase payments are made. If you elected any optional contract features or riders, your spouse and the new annuitant (if applicable) will be subject to all limitations and/or restrictions of those features or riders just as if they were purchasing a new contract. The Income Assurer Benefit and Benefit Protector Plus riders, if selected, will terminate. The Accumulation Protector Benefit, the Guarantor Withdrawal Benefit for Life rider and the Guarantor Withdrawal Benefit riders, if selected, will continue. Continuance of the Benefit Protector rider is optional. (See “Optional Benefits.”)

If your beneficiary is not your spouse, we will pay the beneficiary in a single sum unless you give us other written instructions. Generally, we must fully distribute the death benefit within five years of your death. However, the beneficiary may receive payouts under any annuity payout plan available under this contract if:

•	the beneficiary asks us in writing within 60 days after the day on which all documents have been received that prove your death has occurred; and

•	payouts begin no later than one year after your death, or other date as permitted by the IRS; and

•	the payout period does not extend beyond the beneficiary’s life or life expectancy.

Qualified annuities

•	Spouse beneficiary: If you have not elected an annuity payout plan, and if your spouse is the sole beneficiary, your spouse may either elect to treat the contract as his/her own, so long as he or she is eligible to do so, or elect an annuity payout plan or another plan agreed to by us. If your spouse elects a payout option, the payouts must begin no later than the year in which you would have reached age 70 1/2. If you attained age 70 1/2 at the time of death, payouts must begin no later than Dec. 31 of the year following the year of your death.

Your spouse may elect to assume ownership of the contract at any time before annuity payouts begin. If your spouse elects to assume ownership of the contract, the contract value will be equal to the death benefit that would otherwise have been paid. There will be no withdrawal charges on the contract from that point forward unless additional purchase payments are made. If you elected any optional contract features or riders, your spouse and the new annuitant (if applicable) will be subject to all limitations and/or restrictions of those features or riders just as if they were purchasing a new contract. The Income Assurer Benefit and the Benefit Protector Plus riders, if selected, will terminate. The Accumulation Protector Benefit rider, the Guarantor Withdrawal Benefit for Life and Guarantor Withdrawal Benefit riders, if selected, will continue. Continuance of the Benefit Protector is optional. (See “Optional Benefits.”)

•	Non-spouse beneficiary: If you have not elected an annuity payout plan, and if death occurs prior to the year you would have attained age 70 1/2, the beneficiary may elect to receive payouts from the contract over a five year period. If your beneficiary does not elect a five year payout or if your death occurs after attaining age 70 1/2, we will pay the beneficiary in a single sum unless the beneficiary elects to receive payouts under any payout plan available under this contract if:

•	the beneficiary asks us in writing within 60 days after the day on which all documents have been received that prove your death has occurred; and

•	payouts begin no later than one year following the year of your death; and

•	the payout period does not extend beyond the beneficiary’s life or life expectancy.

If a beneficiary elects an alternative payment plan which is an inherited IRA, all optional death benefits and living benefits will terminate. In the event of your beneficiary’s death, their beneficiary can elect to take a lump sum payment or to continue the alternative payment plan following the schedule of minimum withdrawals established based on the life expectancy of your beneficiary.

•	Annuity payout plan: If you elect an annuity payout plan which guarantees payouts to a beneficiary after your death, the payouts to your beneficiary will continue pursuant to the annuity payout plan you elect.

Optional Benefits

OPTIONAL LIVING BENEFITS
The assets held in our general account support the guarantees under your contract, including optional death benefits and optional living benefits. To the extent that we are required to pay you amounts in addition to your contract value under these benefits, such amounts will come from our general account assets. You should be aware that our general account is exposed to

 50  WELLS FARGO ADVANTAGE SELECT VARIABLE ANNUITY — PROSPECTUS

the risks normally associated with a portfolio of fixed-income securities, including interest rate, option, liquidity and credit risk. You should also be aware that we issue other types of insurance and financial products as well, and we also pay our obligations under these products from assets in our general account. Our general account is not segregated or insulated from the claims of our creditors. The financial statements contained in the SAI include a further discussion of the risks inherent within the investments of the general account.

ACCUMULATION PROTECTOR BENEFIT RIDER
The Accumulation Protector Benefit rider is an optional benefit that you may select for an additional charge. The Accumulation Protector Benefit rider may provide a guaranteed contract value at the end of the specified waiting period on the benefit date, but not until then, under the following circumstances:

On the benefit date, if:	Then your Accumulation Protector Benefit rider benefit is:
The Minimum Contract Accumulation Value (defined below) as determined under the Accumulation Protector Benefit rider is greater than your contract value,	The contract value is increased on the benefit date to equal the Minimum Contract Accumulation Value as determined under the Accumulation Protector Benefit rider on the benefit date.
The contract value is equal to or greater than the Minimum Contract Accumulation Value as determined under the Accumulation Protector Benefit rider,	Zero; in this case, the Accumulation Protector Benefit rider ends without value and no benefit is payable.

If the contract value falls to zero as the result of adverse market performance or the deduction of fees and/or charges at any time during the waiting period and before the benefit date, the contract and all riders, including the Accumulation Protector Benefit rider will terminate without value and no benefits will be paid. Exception: If you are still living on the benefit date, we will pay you an amount equal to the Minimum Contract Accumulation Value as determined under the Accumulation Protector Benefit rider on the valuation date your contract value reached zero.

If this rider is available in your state, you may elect the Accumulation Protector Benefit rider at the time you purchase your contract and the rider effective date will be the contract issue date. The Accumulation Protector Benefit rider may not be terminated once you have elected it except as described in the “Terminating the Rider” section below. An additional charge for the Accumulation Protector Benefit rider will be assessed annually during the waiting period. The rider ends when the waiting period expires and no further benefit will be payable and no further fees for the rider will be deducted.
After the waiting period, you have the following options:

•	Continue your contract;

•	Take partial withdrawals or make a full withdrawal; or

•	Annuitize your contract.

The Accumulation Protector Benefit rider may not be purchased with the optional Guarantor Withdrawal Benefit for Life or the Guarantor Withdrawal Benefit riders or any Income Assurer Benefit rider.

The Accumulation Protector Benefit rider may not be available in all states.

You should consider whether an Accumulation Protector Benefit rider is appropriate for you because:

•	you must participate in the PN program and you must be invested in one of the PN program investment options. This requirement limits your choice of investments. This means you will not be able to allocate contract value to all of the subaccounts, GPAs or the one-year fixed account that are available under the contract to contract owners who do not elect this rider;

•	you may not make additional purchase payments to your contract during the waiting period after the first 180 days immediately following the effective date of the Accumulation Protector Benefit rider;

•	if you purchase this annuity as a qualified annuity, for example, an IRA, you may need to take partial withdrawals from your contract to satisfy the minimum distribution requirements of the Code (see “Taxes — Qualified Annuities — Required Minimum Distributions”). Partial withdrawals, including those used to satisfy RMDs, will reduce any potential benefit that the Accumulation Protector Benefit rider provides. You should consult your tax advisor if you have any questions about the use of this rider in your tax situation;

•	if you think you may withdraw all of your contract value before you have held your contract with this benefit rider attached for 10 years, or you are considering selecting an annuity payout option within 10 years of the effective date of your contract, you should consider whether this optional benefit is right for you. You must hold the contract a minimum of 10 years from the effective date of the Accumulation Protector Benefit rider, which is the length of the waiting period under the Accumulation Protector Benefit rider, in order to receive the benefit, if any, provided by the Accumulation Protector

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Benefit rider. In some cases, as described below, you may need to hold the contract longer than 10 years in order to qualify for any benefit the Accumulation Protector Benefit rider may provide;

•	the 10 year waiting period under the Accumulation Protector Benefit rider will restart if you exercise the elective step up option (described below) or your surviving spouse exercises the spousal continuation elective step up (described below); and

•	the 10 year waiting period under the Accumulation Protector Benefit rider may be restarted if you elect to change your PN program investment option to one that causes the Accumulation Protector Benefit rider charge to increase (see “Charges”).

Be sure to discuss with your investment professional whether a Accumulation Protector Benefit rider is appropriate for your situation.

Here are some general terms that are used to describe the operation of the Accumulation Protector Benefit:

Benefit Date: This is the first valuation date immediately following the expiration of the waiting period.

Minimum Contract Accumulation Value (MCAV): An amount calculated under the Accumulation Protector Benefit rider. The contract value will be increased to equal the MCAV on the benefit date if the contract value on the benefit date is less than the MCAV on the benefit date.

Adjustments for Partial Withdrawals: The adjustment made for each partial withdrawal from the contract is equal to the amount derived from multiplying (a) and (b) where:

(a)	is 1 minus the ratio of the contract value on the date of (but immediately after) the partial withdrawal to the contract value on the date of (but immediately prior to) the partial withdrawal; and

(b)	is the MCAV on the date of (but immediately prior to) the partial withdrawal.

Waiting Period: The waiting period for the rider is 10 years.

We reserve the right to restart the waiting period on the latest contract anniversary if you change your PN program investment option (or change from a PN program model portfolio to a fund of funds) after we have exercised our rights to increase the rider charge for new contract owners, or if you change your asset allocation investment option after we have exercised our rights to charge a separate charge for each model.

Your initial MCAV is equal to your initial purchase payment and any purchase payment credit. It is increased by the amount of any subsequent purchase payments and any purchase payment credits received within the first 180 days that the rider is effective. It is reduced by adjustments for any partial withdrawals made during the waiting period.

Automatic Step Up
On each contract anniversary after the effective date of the rider, the MCAV will be set to the greater of:

1. 80% of the contract value on the contract anniversary; or

2. the MCAV immediately prior to the automatic step up.

The automatic step up does not create contract value, guarantee the performance of any investment option, or provide a benefit that can be withdrawn or paid upon death. Rather, the automatic step up is an interim calculation used to arrive at the final MCAV, which is used to determine whether a benefit will be paid under the rider on the benefit date.

The automatic step up of the MCAV does not restart the waiting period or increase the charge (although the total fee for the rider may increase).

Elective Step Up Option
Within thirty days following each contract anniversary after the rider effective date, but prior to the benefit date, you may notify us in writing that you wish to exercise the annual elective step up option. You may exercise this elective step up option only once per contract year during this 30 day period. If your contract value on the valuation date we receive your written request to step up is greater than the MCAV on that date, your MCAV will increase to 100% of that contract value.

We may increase the fee for your rider (see “Charges — Accumulation Protector Benefit Rider Charge”). The revised fee would apply to your rider if you exercise the annual elective step up, your MCAV is increased as a result, and the revised fee is higher than your annual rider fee before the elective step up. Elective step ups will also result in a restart of the waiting period as of the most recent contract anniversary.

The elective step up does not create contract value, guarantee the performance of any investment option, or provide a benefit that can be withdrawn or paid upon death. Rather, the elective step up is an interim calculation used to arrive at the final MCAV, which is used to determine whether a benefit will be paid under the rider on the benefit date.

The elective step up option is not available to non-spouse beneficiaries that continue the contract during the waiting period.

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Spousal Continuation
If a spouse chooses to continue the contract under the spousal continuation provision, the rider will continue as part of the contract. Once, within the thirty days following the date of spousal continuation, the spouse may choose to exercise an elective step up. The spousal continuation elective step up is in addition to the annual elective step up. If the contract value on the valuation date we receive the written request to exercise this option is greater than the MCAV on that date, we will increase the MCAV to that contract value. If the MCAV is increased as a result of the elective step up and we have increased the charge for the Accumulation Protector Benefit rider, the spouse will pay the charge that is in effect on the valuation date we receive their written request to step up. In addition, the waiting period will restart as of the most recent contract anniversary.

Terminating the Rider
The rider will terminate under the following conditions:

The rider will terminate before the benefit date without paying a benefit on the date:

•	you take a full withdrawal; or

•	annuitization begins; or

•	the contract terminates as a result of the death benefit being paid.

The rider will terminate on the benefit date.

For an example, see Appendix E.

GUARANTOR WITHDRAWAL BENEFIT FOR LIFE RIDER
The Guarantor Withdrawal Benefit for Life rider is an optional benefit that you may select for an additional annual charge if:

•	you purchase your contract on or after May 1, 2006;

•	the rider is available in your state; and

•	you and the annuitant are 80 or younger on the date the contract is issued.

The Guarantor Withdrawal Benefit for Life rider is not available under an inherited qualified annuity.

You must elect the Guarantor Withdrawal Benefit for Life rider when you purchase your contract. The rider effective date will be the contract issue date.

The Guarantor Withdrawal Benefit for Life rider guarantees that you will be able to withdraw up to a certain amount each year from the contract, regardless of the investment performance of your contract before the annuity payments begin, until you have recovered at minimum all of your purchase payments. And, under certain limited circumstances defined in the rider, you have the right to take a specified amount of partial withdrawals in each contract year until death (see “At Death” heading below) — even if the contract value is zero.

Your contract provides for annuity payouts to begin on the retirement date (see “Buying Your Contract — The Retirement Date”). Before the retirement date, you have the right to withdraw some or all of your contract value, less applicable administrative, withdrawal and rider charges imposed under the contract at the time of the withdrawal (see “Making the Most of Your Contract — Withdrawals”). Because your contract value will fluctuate depending on the performance of the underlying funds in which the subaccounts invest, the contract itself does not guarantee that you will be able to take a certain withdrawal amount each year before the annuity payouts begin, nor does it guarantee the length of time over which such withdrawals can be made before the annuity payouts begin.

The Guarantor Withdrawal Benefit for Life rider may be appropriate for you if you intend to make periodic withdrawals from your annuity contract and do not intend to elect an annuity payout before the annuity payouts begin and wish to ensure that market performance will not adversely affect your ability to withdraw your principal over time.

Under the terms of the Guarantor Withdrawal Benefit for Life rider, the calculation of the amount which can be withdrawn in each contract year varies depending on several factors, including but not limited to the waiting period (see “Waiting period” heading below) and whether or not the lifetime withdrawal benefit has become effective:

(1)	The basic withdrawal benefit gives you the right to take limited partial withdrawals in each contract year and guarantees that over time will total an amount equal to, at minimum, your purchase payments. Key terms associated with the basic withdrawal benefit are “Guaranteed Benefit Payment (GBP),” “Remaining Benefit Payment (RBP),” “Guaranteed Benefit Amount (GBA),” and “Remaining Benefit Amount (RBA).” See these headings below for more information.

(2)	The lifetime withdrawal benefit gives you the right, under certain limited circumstances defined in the rider, to take limited partial withdrawals until the later of death (see “At Death” heading below) or until the RBA (under the basic withdrawal benefit) is reduced to zero. Key terms associated with the lifetime withdrawal benefit are “Annual Lifetime

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Payment (ALP),” “Remaining Annual Lifetime Payment (RALP),” “Covered Person,” and “Annual Lifetime Payment Attained Age (ALPAA).” See these headings below for more information.

Only the basic withdrawal benefit will be in effect prior to the date that the lifetime withdrawal benefit becomes effective. The lifetime withdrawal benefit becomes effective automatically on the rider anniversary date after the covered person reaches age 65, or the rider effective date if the covered person is age 65 or older on the rider effective date (see “Annual Lifetime Payment Attained Age (ALPAA)” heading below).

Provided annuity payouts have not begun, the Guarantor Withdrawal Benefit for Life® rider guarantees that you may take the following partial withdrawal amounts each contract year:

•	After the waiting period and before the establishment of the ALP, the rider guarantees that each year you can cumulatively withdraw an amount equal to the GBP;

•	During the waiting period and before the establishment of the ALP, the rider guarantees that each year you can cumulatively withdraw an amount equal to the value of the RBP at the beginning of the contract year;

•	After the waiting period and after the establishment of the ALP, the rider guarantees that each year you have the option to cumulatively withdraw an amount equal the ALP or the GBP, but the rider does not guarantee withdrawals of the sum of both the ALP and the GBP in a contract year;

•	During the waiting period and after the establishment of the ALP, the rider guarantees that each year you have the option to cumulatively withdraw an amount equal to the value of the RALP or the RBP at the beginning of the contract year, but the rider does not guarantee withdrawals of the sum of both the RALP and the RBP in a contract year;

If you withdraw less than the allowed partial withdrawal amount in a contract year, the unused portion cannot be carried over to the next contract year. As long as your partial withdrawals in each contract year do not exceed the annual partial withdrawal amount allowed under the rider, and there has not been a contract ownership change or spousal continuation of the contract, the guaranteed amounts available for partial withdrawals are protected (i.e., will not decrease).

If you withdraw more than the allowed partial withdrawal amount in a contract year, we call this an “excess withdrawal” under the rider. Excess withdrawals trigger an adjustment of a benefit’s guaranteed amount, which may cause it to be reduced (see “GBA Excess Withdrawal Processing,” “RBA Excess Withdrawal Processing,” and “ALP Excess Withdrawal Processing” headings below). Please note that each of the two benefits has its own definition of the allowed annual withdrawal amount. Therefore a partial withdrawal may be considered an excess withdrawal for purposes of the lifetime withdrawal benefit only, the basic withdrawal benefit only, or both.

If your withdrawals exceed the greater of the RBP or the RALP, withdrawal charges under the terms of the contract may apply (see “Charges — Withdrawal Charges”). The amount we actually deduct from your contract value will be the amount you request plus any applicable withdrawal charge. Market value adjustments, if applicable, will also be made (see “Guarantee Period Accounts (GPAs) — Market Value Adjustment”). We pay you the amount you request. Any partial withdrawals you take under the contract will reduce the value of the death benefits (see “Benefits in Case of Death”). Upon full withdrawal of the contract, you will receive the remaining contract value less any applicable charges (see “Making the Most of Your Contract — Withdrawals”).

The rider’s guaranteed amounts can be increased at the specified intervals if your contract value has increased. An annual step up feature is available at each contract anniversary, subject to certain conditions, and may be applied automatically to your contract or may require you to elect the step up (see “Annual Step Up” heading below). If you exercise the annual step up election, the spousal continuation step up election (see “Spousal Continuation Step Up” heading below) or change your Portfolio Navigator model portfolio, the rider charge may change (see “Charges”).

If you take withdrawals during the waiting period, any prior steps ups applied will be reversed and step ups will not be available until the end of the waiting period. You may take withdrawals after the waiting period without reversal of prior step ups.

You should consider whether the Guarantor Withdrawal Benefit for Life rider is appropriate for you because:

•	Lifetime Withdrawal Benefit Limitations: The lifetime withdrawal benefit is subject to certain limitations, including but not limited to:

(a)	Once the contract value equals zero, payments are made for as long as the oldest owner or annuitant is living (see “If Contract Value Reduces to Zero” heading below). However, if the contract value is greater than zero, the lifetime withdrawal benefit terminates at the first death of any owner or annuitant (see “At Death” heading below). Therefore, if

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there are multiple contract owners or the annuitant is not an owner, the rider may terminate or the lifetime withdrawal benefit may be reduced. This possibility may present itself when:

(i)	There are multiple contract owners — when one of the contract owners dies the benefit terminates even though other contract owners are still living (except if the contract is continued under the spousal continuation provision of the contract); or

(ii)	The owner and the annuitant are not the same persons — if the annuitant dies before the owner, the benefit terminates even though the owner is still living. This is could happen, for example, when the owner is younger than the annuitant. This risk increases as the age difference between owner and annuitant increases.

(b)	Excess withdrawals can reduce the ALP to zero even though the GBA, RBA, GBP and/or RBP values are greater than zero. If the both the ALP and the contract value are zero, the lifetime withdrawal benefit will terminate.

(c)	When the lifetime withdrawal benefit is first established, the initial ALP is based on the basic withdrawal benefit’s RBA at that time (see “Annual Lifetime Payment (ALP)” heading below), unless there has been a spousal continuation or ownership change. Any withdrawal you take before the ALP is established reduces the RBA and therefore may result in a lower amount of lifetime withdrawals you are allowed to take.

(d)	Withdrawals can reduce both the contract value and the RBA to zero prior to the establishment of the ALP. If this happens, the contract and the Guarantor Withdrawal Benefit for Life rider will terminate.

•	Use of Portfolio Navigator Program Required: You must be invested in one of the investment options of the PN program. This requirement limits your choice of investments. This means you will not be able to allocate contract value to all of the subaccounts, GPAs or the one-year fixed account that are available under the contract to contract owners who do not elect this rider. (See “Making the Most of Your Contract — Portfolio Navigator Program.”). You may allocate qualifying purchase payments and any purchase payment credits to the DCA fixed account, when available (see “DCA Fixed Account”), and we will make monthly transfers into the investment option you have chosen. Subject to state restrictions, we reserve the right to limit the number of investment options from which you can select based on the dollar amount of purchase payments you make.

•	Tax Considerations for Nonqualified Annuities: Under current federal income tax law, withdrawals under nonqualified annuities, including partial withdrawals taken from the contract under the terms of this rider, are treated less favorably than amounts received as annuity payments under the contract (see “Taxes — Nonqualified Annuities”). Withdrawals are taxable income to the extent of earnings. Withdrawals of earnings before age 59 1/2 may also incur a 10% IRS early withdrawal penalty and may be considered taxable income. You should consult your tax advisor before you select this optional rider if you have any questions about the use of this rider in your tax situation.

•	Tax Considerations for Qualified Annuities: Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract (see “Taxes — Qualified Annuities — Required Minimum Distributions”). If you have a qualified annuity, you may need to take an RMD that exceeds the specified amount of withdrawal available under the rider. Partial withdrawals in any contract year that exceed the guaranteed amount available for withdrawal may reduce future benefits guaranteed under the rider. While the rider permits certain excess withdrawals to be made for the purpose of satisfying RMD requirements for this contract alone without reducing future benefits guaranteed under the rider, there can be no guarantee that changes in the federal income tax law after the effective date of the rider will not require a larger RMD to be taken, in which case, future guaranteed withdrawals under the rider could be reduced. You should consult your tax advisor before you select this optional rider if you have any questions about the use of this rider in your tax situation.

•	Limitations on TSAs: Your right to take withdrawals is restricted if your contract is a TSA (see “TSA — Special Provisions”).

•	Limitations on Purchase Payments: We reserve the right to limit the cumulative amount of purchase payments, subject to state restrictions. For current purchase payment restrictions, please see “Buying Your Contract — Purchase Payments”.

•	Limitations on Purchase of Other Riders under this Contract: If you select the Guarantor Withdrawal Benefit for Life rider, you may not elect an Income Assurer Benefit rider or the Accumulation Protector Benefit rider.

•	Non-Cancelable: Once elected, the Guarantor Withdrawal Benefit for Life rider may not be cancelled and the fee will continue to be deducted until the contract is terminated, the contract value reduces to zero (described below) or annuity payouts begin.

•	Interaction with Total Free Amount (TFA) contract provision: The TFA is the amount you are allowed to withdraw from the contract in each contract year without incurring a withdrawal charge (see “Charges — Withdrawal Charge”). The TFA may be greater than the RBP or RALP under this rider. Any amount you withdraw under the contract’s TFA provision that exceeds the RBP or RALP is subject to the excess withdrawal procedures described below for the GBA, RBA and ALP.

For an example, see Appendix F.

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Key terms and provisions of the Guarantor Withdrawal Benefit for Life rider are described below:
Partial Withdrawals: A withdrawal of an amount that does not result in a full withdrawal of the contract. The partial withdrawal amount is a gross amount and will include any withdrawal charge and any market value adjustment.

Waiting period: The period of time starting on the rider effective date during which the annual step up is not available if you take withdrawals. The current waiting period is three years.

Guaranteed Benefit Amount (GBA): The total cumulative amount available for partial withdrawals over the life of the rider under the basic withdrawal benefit. The maximum GBA is $5,000,000. The GBA cannot be withdrawn and is not payable as a death benefit. Rather, the GBA is an interim value used to calculate the amount available for withdrawals each year under the basic withdrawal benefit (see “Guaranteed Benefit Payment” below). At any time, the total GBA is the sum of the individual GBAs associated with each purchase payment.

The GBA is determined at the following times, calculated as described:

•	At contract issue — the GBA is equal to the initial purchase payment.

•	When you make additional purchase payments — each additional purchase payment has its own GBA equal to the amount of the purchase payment.

•	At step up — (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

•	When an individual RBA is reduced to zero — the GBA that is associated with that RBA will also be set to zero.

•	When you make a partial withdrawal during the waiting period and after a step up — Any prior annual step ups will be reversed. Step up reversal means that the GBA associated with each purchase payment will be reset to the amount of that purchase payment. The step up reversal will only happen once during the waiting period, when the first partial withdrawal is made.

•	When you make a partial withdrawal at any time and the amount withdrawn is:

(a)	less than or equal to the total RBP — the GBA remains unchanged. If there have been multiple purchase payments, both the total GBA and each payment’s GBA remain unchanged.

(b)	is greater than the total RBP — GBA excess withdrawal processing will be applied to the GBA. If the partial withdrawal is made during the waiting period, the excess withdrawal processing is applied AFTER any previously applied annual step ups have been reversed.

GBA EXCESS WITHDRAWAL PROCESSING
The total GBA will automatically be reset to the lesser of (a) the total GBA immediately prior to the withdrawal; or (b) the contract value immediately following the withdrawal. If there have been multiple purchase payments, each payment’s GBA after the withdrawal will be reset to equal that payment’s RBA after the withdrawal plus (a) times (b), where:

(a)	is the ratio of the total GBA after the withdrawal less the total RBA after the withdrawal to the total GBA before the withdrawal less the total RBA after the withdrawal; and

(b)	is each payment’s GBA before the withdrawal less that payment’s RBA after the withdrawal.

Remaining Benefit Amount (RBA): Each withdrawal you make reduces the amount that is guaranteed by this rider as future withdrawals. At any point in time, the RBA equals the amount of GBA that remains available for withdrawals for the remainder of the contract’s life, and total RBA is the sum of the individual RBAs associated with each purchase payment. The maximum RBA is $5,000,000.

The RBA is determined at the following times, calculated as described:

•	At contract issue — the RBA is equal to the initial purchase payment.

•	When you make additional purchase payments — each additional purchase payment has its own RBA initially set equal that payment’s GBA to (the amount of the purchase payment).

•	At step up — (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

•	When you make a partial withdrawal during the waiting period and after a step up — Any prior annual step ups will be reversed. Step up reversal means that the RBA associated with each purchase payment will be reset to the amount of that purchase payment. The step up reversal will only happen once during the waiting period, when the first partial withdrawal is made.

•	When you make a partial withdrawal at any time and the amount withdrawn is:

(a)	less than or equal to the total RBP — the total RBA is reduced by the amount of the withdrawal. If there have been multiple purchase payments, each payment’s RBA is reduced in proportion to its RBP.

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(b)	is greater than the total RBP — RBA excess withdrawal processing will be applied to the RBA. If the partial withdrawal is made during the waiting period, the excess withdrawal processing is applied AFTER any previously applied annual step ups have been reversed.

RBA EXCESS WITHDRAWAL PROCESSING
The total RBA will automatically be reset to the lesser of (a) the contract value immediately following the withdrawal, or (b) the total RBA immediately prior to the withdrawal, less the amount of the withdrawal.

If there have been multiple purchase payments, both the total RBA and each payment’s RBA will be reset. The total RBA will be reset according to the excess withdrawal processing described above. Each payment’s RBA will be reset in the following manner:

1.	The withdrawal amount up to the total RBP is taken out of each RBA bucket in proportion to its individual RBP at the time of the withdrawal; and

2.	The withdrawal amount above the total RBP and any amount determined by the excess withdrawal processing are taken out of each RBA bucket in proportion to its RBA at the time of the withdrawal.

Guaranteed Benefit Payment (GBP): At any time, the amount available for partial withdrawals in each contract year after the waiting period, until the RBA is reduced to zero, under the basic withdrawal benefit. At any point in time, each purchase payment has its own GBP, which is equal to the lesser of that payment’s RBA or 7% of that payment’s GBA, and the total GBP is the sum of the individual GBPs.

During the waiting period, the guaranteed annual withdrawal amount may be less than the GBP due to the limitations the waiting period imposes on your ability to utilize both annual step-ups and withdrawals (see “Waiting Period” heading above). The guaranteed annual withdrawal amount during the waiting period is equal to the value of the RBP at the beginning of the contract year.

The GBP is determined at the following times, calculated as described:

•	At contract issue — the GBP is established as 7% of the GBA value.

•	At each contract anniversary — each payment’s GBP is reset to the lesser of that payment’s RBA or 7% of that payment’s GBA value.

•	When you make additional purchase payments — each additional purchase payment has its own GBP equal to 7% of the purchase payment amount.

•	At step up — (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

•	When an individual RBA is reduced to zero — the GBP associated with that RBA will also be reset to zero.

•	When you make a partial withdrawal during the waiting period and after a step up — Any prior annual step ups will be reversed. Step up reversal means that the GBA and the RBA associated with each purchase payment will be reset to the amount of that purchase payment. Each payment’s GBP will be reset to 7% of that purchase payment. The step up reversal will only happen once during the waiting period, when the first partial withdrawal is made.

•	When you make a partial withdrawal at any time and the amount withdrawn is:

(a)	less than or equal to the total RBP — the GBP remains unchanged.

(b)	is greater than the total RBP — each payment’s GBP is reset to the lesser of that payment’s RBA or 7% of that payment’s GBA value, based on the RBA and GBA after the withdrawal. If the partial withdrawal is made during the waiting period, the excess withdrawal processing is applied AFTER any previously applied annual step ups have been reversed.

Remaining Benefit Payment (RBP): The amount available for partial withdrawals for the remainder of the contract year under the basic withdrawal benefit. At any point in time, the total RBP is the sum of the RBPs for each purchase payment. During the waiting period, when the guaranteed amount maybe less than the GBP, the value of the RBP at the beginning of the contract year will be that amount that is actually guaranteed each contract year.

The RBP is determined at the following times, calculated as described:

•	At the beginning of each contract year during the waiting period and prior to any withdrawal — the RBP for each purchase payment is set equal to that purchase payment multiplied by 7%.

•	At the beginning of any other contract year — the RBP for each purchase payment is set equal to that purchase payment’s GBP.

•	When you make additional purchase payments — each additional purchase payment has its own RBP equal to that payment’s GBP.

•	At step up — (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

•	At spousal continuation — (see “Spousal Option to Continue the Contract” heading below).

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•	When an individual RBA is reduced to zero — the RBP associated with that RBA will also be reset to zero.

•	When you make any partial withdrawal — the total RBP is reset to equal the total RBP immediately prior to the partial withdrawal less the amount of the partial withdrawal, but not less than zero. If there have been multiple purchase payments, each payment’s RBP is reduced proportionately. If you withdraw an amount greater than the RBP, GBA excess withdrawal processing and RBA excess withdrawal processing are applied and the amount available for future partial withdrawals for the remainder of the contract’s life may be reduced by more than the amount of withdrawal. When determining if a withdrawal will result in the excess withdrawal processing, the applicable RBP will not yet reflect the amount of the current withdrawal.

Covered Person: The person whose life is used to determine when the ALP is established, and the duration of the ALP payments. The Covered Person is the oldest contract owner or annuitant. The covered person may change during the contract’s life if there is a spousal continuation or a change of contract ownership. If the covered person changes, we recompute the benefits guaranteed by the rider, based on the life of the new covered person, which may reduce the amount of the lifetime withdrawal benefit.

Annual Lifetime Payment Attained Age (ALPAA): The covered person’s age after which time the lifetime benefit can be established. Currently, the lifetime benefit can be established on the later of the contract effective date or the contract anniversary date on/following the date the covered person reaches age 65.

Annual Lifetime Payment (ALP): Once established, the ALP at any time is the amount available for withdrawals in each contract year after the waiting period until the later of death (see “At Death” heading below), or the RBA is reduced to zero, under the lifetime withdrawal benefit. The maximum ALP is $300,000. Prior to establishment of the ALP, the lifetime withdrawal benefit is not in effect and the ALP is zero.

During the waiting period, the guaranteed annual lifetime withdrawal amount may be less than the ALP due to the limitations the waiting period imposes on your ability to utilize both annual step-ups and withdrawals (see “Waiting Period” heading above). The guaranteed annual lifetime withdrawal amount during the waiting period is equal to the value of the RALP at the beginning of the contract year.

The ALP is determined at the following times:

•	The later of the contract effective date or the contract anniversary date on/following the date the covered person reaches age 65 — the ALP is established as 6% of the total RBA.

•	When you make additional purchase payments — each additional purchase payment increases the ALP by 6% of the amount of the purchase payment.

•	At step ups — (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

•	At contract ownership change — (see “Spousal Option to Continue the Contract” and “Contract Ownership Change” headings below).

•	When you make a partial withdrawal during the waiting period and after a step up — Any prior annual step ups will be reversed. Step up reversal means that the ALP will be reset to equal total purchase payments multiplied by 6%. The step up reversal will only happen once during the waiting period, when the first partial withdrawal is made.

•	When you make a partial withdrawal at any time and the amount withdrawn is:

(a)	less than or equal to the RALP — the ALP remains unchanged.

(b)	is greater than the RALP — ALP excess withdrawal processing will be applied to the ALP. If the partial withdrawal is made during the waiting period, the excess withdrawal processing are applied AFTER any previously applied annual step ups have been reversed.

ALP EXCESS WITHDRAWAL PROCESSING
The ALP is reset to the lesser of the ALP immediately prior to the withdrawal, or 6% of the contract value immediately following the withdrawal.

Remaining Annual Lifetime Payment (RALP): The amount available for partial withdrawals for the remainder of the contract year under the lifetime withdrawal benefit. During the waiting period, when the guaranteed annual withdrawal amount may be less than the ALP, the value of the RALP at the beginning of the contract year will be the amount that is actually guaranteed each contract year. Prior to establishment of the ALP, the lifetime withdrawal benefit is not in effect and the RALP is zero.

The RALP is determined at the following times:

•	The later of the contract effective date or the contract anniversary date following the date the covered person reaches age 65, and:

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(a) During the waiting period and prior to any withdrawals — the RALP is established equal to 6% of purchase payments.

(b) At any other time — the RALP is established equal to the ALP.

•	At the beginning of each contract year during the waiting period and prior to any withdrawals — the RALP is set equal to the total purchase payments, multiplied by 6%.

•	At the beginning of any other contract year — the RALP is set equal to ALP.

•	At step ups — (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

•	When you make additional purchase payments — each additional purchase payment increases the RALP by 6% of the amount of the purchase payment.

•	When you make any partial withdrawal — the RALP equals the RALP immediately prior to the partial withdrawal less the amount of the partial withdrawal, but not less than zero. If you withdraw an amount greater than the RALP, ALP excess withdrawal processing is applied and the amount available for future partial withdrawals for the remainder of the contract’s life may be reduced by more than the amount of withdrawal. When determining if a withdrawal will result in excess withdrawal processing, the applicable RALP will not yet reflect the amount of the current withdrawal.

Required Minimum Distributions (RMD): If you are taking RMDs from this contract and the RMD calculated separately for this contract is greater than the RBP or the RALP on the most recent contract anniversary, the portion of the RMD that exceeds the RBP or RALP will not be subject to excess withdrawal processing provided that the following conditions are met:

•	The RMD is the life expectancy RMD for this contract alone, and

•	The RMD amount is based on the requirements of section 401(a)(9), related Code provisions and regulations thereunder that were in effect on the effective date of this rider.

RMD rules follow the calendar year which most likely does not coincide with your contract year and therefore may limit when you can take your RMD and not be subject to excess withdrawal processing.

Withdrawal amounts greater than the RBP or RALP on the contract anniversary date that do not meet these conditions will result in excess withdrawal processing as described above.

See Appendix G for additional information.

Step Up Date: The date any step up becomes effective, and depends on the type of step up being applied (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

Annual Step Up: Beginning with the first contract anniversary, an increase of the GBA, RBA, GBP, RBP, ALP, and/or RALP values may be available. A step up does not create contract value, guarantee the performance of any investment option, or provide a benefit that can be withdrawn or paid upon death. Rather, a step up determines the current values of the GBA, RBA, GBP, RBP, ALP, and RALP, and may extend the payment period or increase the allowable payment.

The annual step up is subject to the following rules:

•	The annual step up is available when the RBA or, if established, the ALP, would increase on the step up date.

•	Only one step up is allowed each contract year.

•	If you take any withdrawals during the waiting period, any previously applied step ups will be reversed and the Annual step up will not be available until the end of the waiting period.

•	If the application of the step up does not increase the rider charge, the annual step up will be automatically applied to your contract, and the step up date is the contract anniversary date.

•	If the application of the step up would increase the rider charge, the annual step up is not automatically applied. Instead, you have the option to step up for 30 days after the contract anniversary. If you exercise the elective annual step up option, you will pay the rider charge in effect on the step up date. If you wish to exercise the elective annual step up option, we must receive a request from you or your investment professional. The step up date is the date we receive your request to step up. If your request is received after the close of business, the step up date will be the next valuation day.

•	The ALP and RALP are not eligible for step ups until they are established. Prior to being established, the ALP and RALP values are both zero.

•	Please note it is possible for the ALP and RALP to step up even if the RBA or GBA do not step up, and it is also possible for the RBA and GBA to step up even if the ALP or RALP do not step up.

The annual step up resets the GBA, RBA, GBP, RBP, ALP and RALP values as follows:

•	The total RBA will be reset to the greater of the total RBA immediately prior to the step up date or the contract value on the step up date.

•	The total GBA will be reset to the greater of the total GBA immediately prior to the step up date or the contract value on the step up date.

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•	The total GBP will be reset using the calculation as described above based on the increased GBA and RBA.

•	The total RBP will be reset as follows:

(a)	During the waiting period and prior to any withdrawals, the RBP will not be affected by the step up.

(b)	At any other time, the RBP will be reset as the increased GBP less all prior withdrawals made in the current contract year, but never less than zero.

•	The ALP will be reset to the greater of the ALP immediately prior to the step up date or 6% of the contract value on the step up date.

•	The RALP will be reset as follows:

(a)	During the waiting period and prior to any withdrawals, the RALP will not be affected by the step up.

(b)	At any other time, the RALP will be reset as the increased ALP less all prior withdrawals made in the current contract year, but never less than zero.

Spousal Option to Continue the Contract: If a surviving spouse elects to continue the contract, the Guarantor Withdrawal Benefit for Life rider also continues. When the spouse elects to continue the contract, any remaining waiting period is cancelled; the covered person will be re-determined and is the covered person referred to below; and the GBA, RBA, GBP, RBP, ALP and RALP values are affected as follows:

•	The GBA, RBA, and GBP values remain unchanged.

•	The RBP is automatically reset to the GBP less all prior withdrawals made in the current contract year, but not less than zero.

•	If the ALP has not yet been established and the new covered person has not yet reached age 65 as of the date of continuation — the ALP will be established on the contract anniversary following the date the covered person reaches age 65 as the lesser of the RBA or the contract anniversary value, multiplied by 6%. The RALP will be established on the same date equal to the ALP.

•	If the ALP has not yet been established but the new covered person is age 65 or older as of the date of continuation — the ALP will be established on the date of continuation as the lesser of the RBA or the contract value, multiplied by 6%. The RALP will be established on the same date in an amount equal to the ALP less all prior partial withdrawals made in the current contract year, but will never be less than zero.

•	If the ALP has been established but the new covered person has not yet reached age 65 as of the date of continuation — the ALP and RALP will be automatically reset to zero for the period of time beginning with the date of continuation and ending with the contract anniversary following the date the covered person reaches age 65. At the end of this time period, the ALP will be reset to the lesser of the RBA or the anniversary contract value, multiplied by 6%, and the RALP will be reset to equal the ALP.

•	If the ALP has been established and the new covered person is age 65 or older as of the date of continuation — the ALP will be automatically reset to the lesser of the current ALP or 6% of the contract value on the date of continuation. The RALP will be reset to equal to the ALP less all prior withdrawals made in the current contract year, but never less than zero.

Please note that the lifetime withdrawal benefit amount may be reduced as a result of the spousal continuation.

Spousal Continuation Step Up: If a surviving spouse elects to continue the contract, another elective step up option becomes available. To exercise the step up, the spouse or the spouse’s investment professional must submit a request within 30 days of the date of continuation. The step up date is the date we receive the spouse’s request to step up. If the request is received after the close of business, the step up date will be the next valuation day. The GBA, RBA, GBP, RBP, ALP and RALP will be reset in the same fashion as the annual step up.

The spousal continuation step up is subject to the following rules:

•	If the spousal continuation step up option is exercised and we have increased the charge for the rider, the spouse will pay the charge that is in effect on the step up date.

It is our current administrative practice to process the spousal continuation step up as described in the next paragraph; however, we reserve the right to discontinue our administrative practice and will give you 30 days’ written notice of any such change.

At the time of spousal continuation, a step-up may be available. All annual step-up rules (see “Annual Step-Up” heading above), other than those that apply to the waiting period, also apply to the spousal continuation step-up. If the spousal continuation step-up is processed automatically, the step-up date is the valuation date spousal continuation is effective. If not, the spouse must elect the step up and must do so within 30 days of the spousal continuation date. If the spouse elects the

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spousal continuation step up, the step-up date is the valuation date we receive the spouse’s written request to step-up if we receive the request by the close of business on that day, otherwise the next valuation date.

If Contract Value Reduces to Zero: If the contract value reduces to zero and the total RBA remains greater than zero, you will be paid in the following scenarios:

1)	The ALP has not yet been established and the contract value is reduced to zero for any reason other than full withdrawal of the contract. In this scenario, you can choose to:

(a)	receive the remaining schedule of GBPs until the RBA equals zero; or

(b)	wait until the rider anniversary on/following the date the covered person reaches age 65, and then receive the ALP annually until the latter of (i) the death of the covered person, or (ii) the RBA is reduced to zero.

We will notify you of this option. If no election is made, the ALP will be paid.

2)	The ALP has been established and the contract value reduces to zero as a result of fees or charges, or a withdrawal that is less than or equal to both the RBP and the RALP. In this scenario, you can choose to receive:

(a)	the remaining schedule of GBPs until the RBA equals zero; or

(b)	the ALP annually until the latter of (i) the death of the covered person, or (ii) the RBA is reduced to zero.

We will notify you of this option. If no election is made, the ALP will be paid.

3)	The ALP has been established and the contract value falls to zero as a result of a withdrawal that is greater than the RALP but less than or equal to the RBP. In this scenario, the remaining schedule of GBPs will be paid until the RBA equals zero.

4)	The ALP has been established and the contract value falls to zero as a result of a partial withdrawal that is greater than the RBP but less than or equal to the RALP. In this scenario, the ALP will be paid annually until the death of the covered person.

Under any of these scenarios:

•	The annualized amounts will be paid to you in the frequency you elect. You may elect a frequency offered by us at the time payments begin. Available payment frequencies will be no less frequent than annually;

•	We will no longer accept additional purchase payments;

•	You will no longer be charged for the rider;

•	Any attached death benefit riders will terminate; and

•	The death benefit becomes the remaining payments, if any, until the RBA is reduced to zero.

The Guarantor Withdrawal Benefit for Life rider and the contract will terminate under either of the following two scenarios:

•	If the contract value falls to zero as a result of a withdrawal that is greater than both the RALP and the RBP. This is full withdrawal of the contract.

•	If the contract value falls to zero as a result of a withdrawal that is greater than the RALP but less than or equal to the RBP, and the total RBA is reduced to zero.

At Death: If the contract value is greater than zero, then the Guarantor Withdrawal Benefit for Life rider will terminate when the death benefit becomes payable (see “Benefits in Case of Death”). The beneficiary may elect to take the death benefit as a lump sum under the terms of the contract (see “Benefits in Case of Death”) or the annuity payout option (see “Guaranteed Withdrawal Benefit Annuity Payout Option” heading below).

If the contract value equals zero and the death benefit becomes payable, the following will occur:

•	If the RBA is greater than zero and the owner has been receiving the GBP each year, the GBP will continue to be paid to the beneficiary until the RBA equals zero.

•	If the covered person dies and the RBA is greater than zero and the owner has been receiving the ALP each year, the ALP will continue to be paid to the beneficiary until the RBA equals zero.

•	If the covered person is still alive and the RBA is greater than zero and the owner has been receiving the ALP each year, the ALP will continue to be paid to the beneficiary until the later of the death of the covered person or the RBA equals zero.

•	If the covered person is still alive and the RBA equals zero and the owner has been receiving the ALP each year, the ALP will continue to be paid to the beneficiary until the death of the covered person.

•	If the covered person dies and the RBA equals zero, the benefit terminates. No further payments will be made.

Contract Ownership Change: If the contract changes ownership (see “Changing Ownership”), the covered person will be redetermined and is the covered person referred to below. The GBA, RBA, GBP, RBP values will remain unchanged. The ALP

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and RALP will be reset as follows. Our current administrative practice is to only reset the ALP and RALP if the covered person changes due to the ownership change.

•	If the ALP has not yet been established and the new covered person has not yet reached age 65 as of the ownership change date — the ALP and the RALP will be established on the contract anniversary following the date the covered person reaches age 65. The ALP will be set equal to the lesser of the RBA or the anniversary contract value, multiplied by 6%. If the anniversary date occurs during the waiting period and prior to a withdrawal, the RALP will be set equal to the lesser of the ALP or total purchase payments multiplied by 6%. If the anniversary date occurs at any other time, the RALP will be set equal to the ALP.

•	If the ALP has not yet been established but the new covered person is age 65 or older as of the ownership change date — the ALP and the RALP will be established on the ownership change date. The ALP will be set equal to the lesser of the RBA or the contract value, multiplied by 6%. If the ownership change date occurs during the waiting period and prior to a withdrawal, the RALP will be set equal to the lesser of the ALP or total purchase payments multiplied by 6%. If the ownership change date occurs at any other time, the RALP will be set equal to the ALP less all prior withdrawals made in the current contract year but not less than zero.

•	If the ALP has been established but the new covered person has not yet reached age 65 as of the ownership change date — the ALP and the RALP will be reset to zero for the period of time beginning with the ownership change date and ending with the contract anniversary following the date the covered person reaches age 65. At the end of this time period, the ALP will be reset to the lesser of the RBA or the anniversary contract value, multiplied by 6%. If the time period ends during the waiting period and prior to any withdrawals, the RALP will be reset to equal the lesser of the ALP or total purchase payments multiplied by 6%. If the time period ends at any other time, the RALP will be reset to equal the ALP.

•	If the ALP has been established and the new covered person is age 65 or older as of the ownership change date — the ALP and the RALP will be reset on the ownership change date. The ALP will be reset to the lesser of the current ALP or 6% of the contract value. If the ownership change date occurs during the waiting period and prior to a withdrawal, the RALP will be reset to the lesser of the ALP or total purchase payments multiplied by 6%. If the ownership change date occurs at any other time, the RALP will be reset to equal the ALP less all prior withdrawals made in the current contract year but not less than zero.

Please note that the lifetime withdrawal benefit amount may be reduced as a result of the ownership change.

Guaranteed Withdrawal Benefit Annuity Payout Option: Several annuity payout plans are available under the contract. As an alternative to these annuity payout plans, a fixed annuity payout option is available under the Guarantor Withdrawal Benefit for Life® rider.

Under this option the amount payable each year will be equal to the remaining schedule of GBPs, but the total amount paid over the life of the annuity will not exceed the current total RBA at the time you begin this fixed annuity payout option. These annualized amounts will be paid in the frequency that you elect. The frequencies will be among those offered by us at that time but will be no less frequent than annually. If, at the death of the owner, total payouts have been made for less than the RBA, the remaining payouts will be paid to the beneficiary (see “The Annuity Payout Period” and “Taxes”).

This option may not be available if the contract is issued to qualify under Section 403 or 408 of the Code, as amended. For such contracts, this option will be available only if the guaranteed payment period is less than the life expectancy of the owner at the time the option becomes effective. Such life expectancy will be computed under the mortality table we then use to determine current life annuity purchase rates under the contract to which this rider is attached.

This annuity payout option may also be elected by the beneficiary of a contract as a settlement option. Whenever multiple beneficiaries are designated under the contract, each such beneficiary’s share of the proceeds if they elect this option will be in proportion to their applicable designated beneficiary percentage. Beneficiaries of nonqualified contracts may elect this settlement option subject to the distribution requirements of the contract. We reserve the right to adjust the remaining schedule of GBPs if necessary to comply with the Code.

RIDER TERMINATION
The Guarantor Withdrawal Benefit for Life rider cannot be terminated either by you or us except as follows:

1.	Annuity payouts under an annuity payout plan will terminate the rider.

2.	Termination of the contract for any reason will terminate the rider.

GUARANTOR WITHDRAWAL BENEFIT RIDER
The Guarantor Withdrawal Benefit rider is an optional benefit that you may select for an additional annual charge if(1):

•	you purchase your contract on or after May 1, 2006(2) in those states where the Guarantor Withdrawal Benefit for Life rider is not available(3);

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•	you and the annuitant are 79 or younger on the date the contract is issued.

(1)	The Guarantor Withdrawal Benefit rider is not available under an inherited qualified annuity.
(2)	The disclosures in this section also apply to contract owners with applications signed on or after April 29, 2005. In previous disclosures, we have referred to this rider as Rider A. We also offered an earlier version of this rider, previously referred to as Rider B. See Appendix H for information regarding Rider B which is no longer offered. See the rider attached to your contract for the actual terms of the benefit you purchased.
(3)	Ask your investment professional if this rider is available in your state.

You must elect the Guarantor Withdrawal Benefit rider when you purchase your contract (original rider). This benefit may not be available in your state. The original rider you receive at contract issue offers an elective annual step-up and any withdrawal after a step up during the first three years is considered an excess withdrawal, as described below. The rider effective date of the original rider is the contract issue date.

We will offer you the option of replacing the original rider with a new Guarantor Withdrawal Benefit (enhanced rider), if available in your state. The enhanced rider offers an automatic annual step-up and a withdrawal after a step up during the first three years is not necessarily an excess withdrawal, as described below. The effective date of the enhanced rider will be the contract issue date except for the automatic step-up which will apply to contract anniversaries that occur after you accept the enhanced rider. The descriptions below apply to both the original and enhanced riders unless otherwise noted.

The Guarantor Withdrawal Benefit initially provides a guaranteed minimum withdrawal benefit that gives you the right to take limited partial withdrawals in each contract year that over time will total an amount equal to your purchase payments plus any purchase payment credits. Certain withdrawals and step ups, as described below, can cause the initial guaranteed withdrawal benefit to change. The guarantee remains in effect if your partial withdrawals in a contract year do not exceed the allowed amount. As long as your withdrawals in each contract year do not exceed the allowed amount, you will not be assessed a withdrawal charge. Under the original rider, the allowed amount is the Guaranteed Benefit Payment (GBP — the amount you may withdraw under the terms of the rider in each contract year, subject to certain restrictions prior to the third contract anniversary, as described below). Under the enhanced rider, the allowed amount is equal to 7% of purchase payments and purchase payment credits for the first three years, and the GBP in all other years.

If you withdraw an amount greater than the allowed amount in a contract year, we call this an “excess withdrawal” under the rider. If you make an excess withdrawal under the rider:

•	withdrawal charges, if applicable, will apply only to the amount of the withdrawal that exceeds the allowed amount;

•	the guaranteed benefit amount will be adjusted as described below; and

•	the remaining benefit amount will be adjusted as described below.

For a partial withdrawal that is subject to a withdrawal charge, the amount we actually deduct from your contract value will be the amount you request plus any applicable withdrawal charge (see “Charges — Withdrawal Charge”). Market value adjustments, if applicable, will also be made (see “Guarantee Period Accounts (GPAs) — Market Value Adjustment”). We pay you the amount you request. Any partial withdrawals you take under the contract will reduce the value of the death benefit (see “Benefits in Case of Death”). Upon full withdrawal of the contract, you will receive the remaining contract value less any applicable charges (see “Withdrawals”).

Once elected, the Guarantor Withdrawal Benefit rider may not be cancelled and the fee will continue to be deducted until the contract is terminated, the contract value reduces to zero (described below) or annuity payouts begin. If you select the Guarantor Withdrawal Benefit rider, you may not select an Income Assurer Benefit rider or the Accumulation Protector Benefit rider. If you exercise the annual step up election (see “Elective Step Up” and “Annual Step Up” below), the special spousal continuation step up election (see “Spousal Continuation and Special Spousal Continuation Step Up” below) or change your Portfolio Navigator model portfolio, the rider charge may change (see “Charges”).

You should consider whether the Guarantor Withdrawal Benefit is appropriate for you because:

•	Use of Portfolio Navigator Program Required: You must participate in the PN program if you purchase a contract on or after May 1, 2006 with this rider (see “Making the Most of Your Contract — Portfolio Navigator Program”). If you selected this Guarantor Withdrawal Benefit rider before May 1, 2006, you must participate in the asset allocation program (see “Making the Most of Your Contract — Asset Allocation Program”), however, you may elect to participate in the Portfolio Navigator program after May 1, 2006. The PN program and the asset allocation program limit your choice of investments. This means you will not be able to allocate contract value to all of the subaccounts, GPAs or the one-year fixed account that are available under the contract to contract owners who do not elect this rider. (See “Making the Most of Your Contract — Asset Allocation Program and Portfolio Navigator Program.”). You may make qualifying purchase payments and any purchase payment credits to the DCA fixed account, when available, and we will make monthly transfers into the investment option you have chosen;

•	Tax Considerations for Non-Qualified Annuities: Withdrawals are taxable income to the extent of earnings. Withdrawals of earnings before age 59 1/2 may also incur a 10% IRS early withdrawal penalty and may be considered taxable income;

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•	Tax Considerations for Qualified Annuities: Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract (see “Taxes — Qualified Annuities — Required Minimum Distributions”). If you have a qualified annuity, you may need to take an RMD. If you make a withdrawal in any contract year to satisfy an RMD, this may constitute an excess withdrawal, as defined below, and the excess withdrawal procedures described below will apply. Under the terms of the enhanced rider, we allow you to satisfy the RMD based on the life expectancy RMD for your contract and the requirements of the Code and regulations in effect when you purchase your contract, without the withdrawal being treated as an excess withdrawal. It is our current administrative practice to make the same accommodation under the original rider, however, we reserve the right to modify our administrative practice and will give you 30 days’ written notice of any such change. See Appendix I for additional information. RMD rules follow the calendar year which most likely does not coincide with your contract year and therefore may limit when you can take your RMD and not be subject to excess withdrawal processing. You should consult your tax advisor before you select this optional rider if you have any questions about the use of this rider in your tax situation;

•	Limitations on TSAs: Your right to take withdrawals is restricted if your contract is a TSA (see “TSA — Special Provisions”). Therefore, the Guarantor Withdrawal Benefit rider may be of limited value to you. You should consult your tax advisor before you select this optional rider if you have any questions about the use of this rider in your tax situation;

•	Limitations on Purchase Payments: We reserve the right to limit the cumulative amount of purchase payments. For current purchase payment restrictions, please see “Buying Your Contract — Purchase Payments”.

•	Interaction with the Total Free Amount (TFA) contract provision: The TFA is the amount you are allowed to withdraw in each contract year without incurring a withdrawal charge (see “Charges — Withdrawal Charge”). The TFA may be greater than GBP under this rider. Any amount you withdraw under the contract’s TFA provision that exceeds the GBP is subject to the excess withdrawal procedures for the GBA and RBA described below.

The terms “Guaranteed Benefit Amount” and “Remaining Benefit Amount” are described below. Each is used in the operation of the GBP, the RBP, the elective step up, the annual step up, the special spousal continuation step up and the Guarantor Withdrawal Benefit annuity payout option.

Guaranteed Benefit Amount
The Guaranteed Benefit Amount (GBA) is equal to the initial purchase payment, plus any purchase payment credits, adjusted for subsequent purchase payments, any purchase payment credits, partial withdrawals in excess of the GBP, and step ups. The maximum GBA is $5,000,000.

The GBA is determined at the following times:

•	At contract issue — the GBA is equal to the initial purchase payment, plus any purchase payment credit;

•	When you make additional purchase payments — each additional purchase payment plus any purchase payment credit has its own GBA equal to the amount of the purchase payment plus any purchase payment credit. The total GBA when an additional purchase payment and purchase payment credit are added is the sum of the individual GBAs immediately prior to the receipt of the additional purchase payment, plus the GBA associated with the additional purchase payment;

•	At step up — (see “Elective Step Up” and “Annual Step Up” headings below).

•	When you make a partial withdrawal:

(a)	and all of your withdrawals in the current contract year, including the current withdrawal, are less than or equal to the GBP — the GBA remains unchanged. If the partial withdrawal is taken during the first three years, the GBA and the GBP are calculated after the reversal of any prior step ups;

(b)	and all of your withdrawals in the current contract year, including the current withdrawal, are greater than the GBP — the following excess withdrawal processing will be applied to the GBA. If the partial withdrawal is taken during the first three years, the GBA and the GBP are calculated after the reversal of any prior step ups;

(c)	under the original rider in a contract year after a step up but before the third contract anniversary — the following excess withdrawal processing will be applied to the GBA. If the partial withdrawal is taken during the first three years, the GBA and the GBP are calculated after the reversal of any prior step ups;

GBA EXCESS WITHDRAWAL PROCESSING
The total GBA will automatically be reset to the lesser of (a) the total GBA immediately prior to the withdrawal; or (b) the contract value immediately following the withdrawal. If there have been multiple purchase payments, each payment’s GBA after the withdrawal will be reset to equal that payment’s RBA after the withdrawal plus (a) times (b), where:

(a)	is the ratio of the total GBA after the withdrawal less the total RBA after the withdrawal to the total GBA before the withdrawal less the total RBA after the withdrawal; and

(b)	is each payment’s GBA before the withdrawal less that payment’s RBA after the withdrawal.

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Remaining Benefit Amount
The remaining benefit amount (RBA) at any point is the total guaranteed amount available for future partial withdrawals. The maximum RBA is $5,000,000.

The RBA is determined at the following times:

•	At contract issue — the RBA is equal to the initial purchase payment plus any purchase payment credit;

•	When you make additional purchase payments — each additional purchase payment plus any purchase payment credit has its own RBA equal to the amount of the purchase payment plus any purchase payment credit. The total RBA when an additional purchase payment and purchase payment credit are added is the sum of the individual RBAs immediately prior to the receipt of the additional purchase payment, plus the RBA associated with the additional payment;

•	At step up — (see “Elective Step Up” and “Annual Step Up” headings below).

•	When you make a partial withdrawal:

(a)	and all of your withdrawals in the current contract year, including the current withdrawal, are less than or equal to the GBP — the RBA becomes the RBA immediately prior to the partial withdrawal, less the partial withdrawal. If the partial withdrawal is taken during the first three years, the RBA and the GBP are calculated after the reversal of any prior step ups;

(b)	and all of your withdrawals in the current contract year, including the current withdrawal, are greater than the GBP — the following excess withdrawal processing will be applied to the RBA. If the partial withdrawal is taken during the first three years, the RBA and the GBP are calculated after the reversal of any prior step ups;

(c)	under the original rider after a step up but before the third contract anniversary — the following excess withdrawal processing will be applied to the RBA. If the partial withdrawal is taken during the first three years, the RBA and the GBP are calculated after the reversal of any prior step ups.

RBA EXCESS WITHDRAWAL PROCESSING
The RBA will automatically be reset to the lesser of (a) the contract value immediately following the withdrawal, or (b) the RBA immediately prior to the withdrawal, less the amount of the withdrawal.

If there have been multiple purchase payments, any reduction of the RBA will be taken out of each payment’s RBA in the following manner:

The withdrawal amount up to the remaining benefit payment (defined below) is taken out of each RBA bucket in proportion to its remaining benefit payment at the time of the withdrawal; and the withdrawal amount above the remaining benefit payment and any amount determined by the excess withdrawal processing are taken out of each RBA bucket in proportion to its RBA at the time of the withdrawal.

Guaranteed Benefit Payment
Under the original rider, the GBP is the amount you may withdraw under the terms of the rider in each contract year, subject to certain restrictions prior to the third anniversary (see “Elective Step Up” above). The GBP is equal to 7% of the GBA.

Under the enhanced rider, the GBP is the withdrawal amount that you are entitled to take each contract year after the third anniversary until the RBA is depleted. The GBP is the lesser of (a) 7% of the GBA; or (b) the RBA.

Under both the original and enhanced riders, if you withdraw less than the GBP in a contract year, there is no carry over to the next contract year.

Remaining Benefit Payment
Under the original rider, at the beginning of each contract year, the remaining benefit payment (RBP) is set as the lesser of (a) the GBP, or (b) the RBA.

Under the enhanced rider, at the beginning of each contract year, during the first three years and prior to any withdrawal, the RBP for each purchase payment is set equal to that purchase payment plus any purchase payment credit, multiplied by 7%. At the beginning of any other contract year, each individual RBP is set equal to each individual GBP.

Each additional purchase payment has its own RBP established equal to that payment’s GBP. The total RBP is equal to the sum of the individual RBPs.

Whenever a partial withdrawal is made, the RBP equals the RBP immediately prior to the partial withdrawal less the amount of the partial withdrawal, but not less than zero.

Elective Step Up (under the original rider only)
You have the option to increase the RBA, the GBA, the GBP and the RBP beginning with the first contract anniversary. An annual elective step up option is available for 30 days after the contract anniversary. The elective step up option allows you to

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step up the remaining benefit amount and guaranteed benefit amount to the contract value on the valuation date we receive your written request to step up.

The elective step up is subject to the following rules:

•	If you do not take any withdrawals during the first three years, you may step up annually beginning with the first contract anniversary;

•	If you take any withdrawals during the first three years, the annual elective step up will not be available until the third contract anniversary;

•	If you step up but then take a withdrawal prior to the third contract anniversary, you will lose any prior step ups and the withdrawal will be considered an excess withdrawal subject to the GBA and RBA excess withdrawal procedures discussed under the “Guaranteed Benefit Amount” and “Remaining Benefit Amount” headings above; and

•	You may take withdrawals on or after the third contract anniversary without reversal of previous step ups.

You may only step up if your contract value on the valuation date we receive your written request to step up is greater than the RBA. The elective step up will be determined as follows:

•	The effective date of the elective step up is the valuation date we receive your written request to step up.

•	The RBA will be increased to an amount equal to the contract value on the valuation date we receive your written request to step up.

•	The GBA will be increased to an amount equal to the greater of (a) the GBA immediately prior to the elective step up; or (b) the contract value on the valuation date we receive your written request to step up.

•	The GBP will be increased to an amount equal to the greater of (a) the GBP immediately prior to the elective step up; or (b) 7% of the GBA after the elective step up.

•	The RBP will be increased to the lesser of (a) the RBA after the elective step up; or (b) the GBP after the elective step up less any withdrawals made during that contract year.

You may elect a step up only once each contract year within 30 days after the contract anniversary. Once a step up has been elected, another step up may not be elected until the next contract anniversary.

Annual Step Up (under the enhanced rider only)
Beginning with the first contract anniversary after you accept the enhanced rider, an increase of the RBA, the GBA, the GBP and the RBP may be available. A step up does not create contract value, guarantee performance of any investment options, or provide a benefit that can be withdrawn or paid upon death. Rather, a step up determines the current values of the GBA, RBA, GBP, and RBP, and may extend the payment period or increase allowable payment.

•	The annual step up is subject to the following rules:

•	The annual step up is available when the RBA would increase on the step up date. The applicable step up date depends on whether the annual step up is applied on an automatic or elective basis.

•	If the application of the step does not increase the rider charge, the annual step up will be automatically applied to your contract and the step up date is the contract anniversary date.

•	If the application of the step up would increase the rider charge, the annual step up is not automatically applied. Instead, you have the option to step up for 30 days after the contract anniversary. If you exercise the elective annual step up option, you will pay the rider charge in effect on the step up date. If you wish to exercise the elective annual step up option, we must receive a request from you or your investment professional. The step up date is the date we receive your request to step up. If your request is received after the close of business, the step up date will be the next valuation day.

•	Only one step up is allowed each contract year.

•	If you take any withdrawals during the first three years, any previously applied step ups will be reversed and the annual step up will not be available until the third contract anniversary;

•	You may take withdrawals on or after the third contract anniversary without reversal of previous step ups.

The annual step up will be determined as follows:

•	The RBA will be increased to an amount equal to the contract value on the step up date.

•	The GBA will be increased to an amount equal to the greater of (a) the GBA immediately prior to the annual step up; or (b) the contract value on the step up date.

•	The GBP will be calculated as described earlier, but based on the increased GBA and RBA.

•	The RBP will be reset as follows:

(a)	Prior to any withdrawals during the first three years, the RBP will not be affected by the step up.

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(b)	At any other time, the RBP will be reset as the increased GBP less all prior withdrawals made during the current contract year, but never less than zero.

Spousal Continuation and Special Spousal Continuation Step Up
If a surviving spouse elects to continue the contract, this rider also continues. The spousal continuation step up is in addition to the elective step up or the annual step up. When a spouse elects to continue the contract, any rider feature processing particular to the first three years of the contract as described in this prospectus no longer applies. The GBA, RBA and GBP values remain unchanged. The RBP is automatically reset to the GBP less all prior withdrawals made in the current contract year, but not less than zero.

A surviving spouse may elect a spousal continuation step up by written request within 30 days following the spouse’s election to continue the contract. This step up may be made even if withdrawals have been taken under the contract during the first three years. Under this step up, the RBA will be reset to the greater of the RBA or the contract value on the valuation date we receive the spouse’s written request to step up; the GBA will be reset to the greater of the GBA or the contract value on the same valuation date. If a spousal continuation step up is elected and we have increased the charge for the rider for new contract owners, the spouse will pay the charge that is in effect on the valuation date we receive the written request to step up.

It is our current administrative practice to process the spousal continuation step up as described in the next paragraph; however, we reserve the right to discontinue our administrative practice and will give you 30 days’ written notice of any such change.

At the time of spousal continuation, a step-up may be available. All annual step-up rules (see “Annual Step-Up” heading above), other than those that apply to the waiting period, also apply to the spousal continuation step-up. If the spousal continuation step-up is processed automatically, the step-up date is the valuation date spousal continuation is effective. If not, the spouse must elect the step up and must do so within 30 days of the spousal continuation date. If the spouse elects the spousal continuation step up, the step-up date is the valuation date we receive the spouse’s written request to step-up if we receive the request by the close of business on that day, otherwise the next valuation date.

Guaranteed Withdrawal Benefit Annuity Payout Option
Several annuity payout plans are available under the contract. As an alternative to these annuity payout plans, a fixed annuity payout option is available under the Guarantor Withdrawal Benefit.

Under this option the amount payable each year will be equal to the remaining schedule of GBPs, but the total amount paid over the life of the annuity will not exceed the current total RBA at the time you begin this fixed annuity option. These annualized amounts will be paid in the frequency that you elect. The frequencies will be among those offered by us at that time but will be no less frequent than annually. If, at the death of the owner, total payments have been made for less than the RBA, the remaining payments will be paid to the beneficiary (see “The Annuity Payout Period” and “Taxes”).

This annuity payout option may also be elected by the beneficiary of a contract as a settlement option. Whenever multiple beneficiaries are designated under the contract, each such beneficiary’s share of the proceeds if they elect this option will be in proportion to their applicable designated beneficiary percentage. Beneficiaries of nonqualified contracts may elect this settlement option subject to the distribution requirements of the contract. We reserve the right to adjust the remaining schedule of GBPs if necessary to comply with the Code.

If Contract Value Reduces to Zero
If the contract value reduces to zero and the RBA remains greater than zero, the following will occur:

•	you will be paid according to the annuity payout option described above;

•	we will no longer accept additional purchase payments;

•	you will no longer be charged for the rider;

•	any attached death benefit riders will terminate; and

•	the death benefit becomes the remaining payments under the annuity payout option described above.

If the contract value falls to zero and the RBA is depleted, the Guarantor Withdrawal Benefit rider and the contract will terminate.

For an example, see Appendix J.

INCOME ASSURER BENEFIT RIDERS
There are three optional Income Assurer Benefit riders available under your contract:

•	Income Assurer Benefit – MAV;

•	Income Assurer Benefit – 5% Accumulation Benefit Base; or

•	Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base.

The Income Assurer Benefit riders are intended to provide you with a guaranteed minimum income regardless of the volatility inherent in the investments in the subaccounts. The riders benchmark the contract growth at each anniversary against several

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comparison values and set the guaranteed income benefit base (described below) equal to the largest value. The guaranteed income benefit base, less any applicable premium tax, is the value we apply to the guaranteed annuity purchase rates stated in Table B of the contract to calculate the minimum annuity payouts you will receive if you exercise the rider. If the guaranteed income benefit base is greater than the contract value, the guaranteed income benefit base may provide a higher annuity payout level than is otherwise available. However, the riders use guaranteed annuity purchase rates which may result in annuity payouts that are less than those using the annuity purchase rates that we may apply at annuitization under the standard contract provisions. Therefore, the level of income provided by the riders may be less than the contract otherwise provides. If the annuity payouts through the standard contract provisions are more favorable than the payouts available through the riders, you will receive the higher standard payout option. The guaranteed income benefit base does not create contract value or guarantee the performance of any investment option.

The general information in this section applies to each Income Assurer Benefit rider. This section is followed by a description of each specific Income Assurer Benefit rider and how it is calculated.

You should consider whether an Income Assurer Benefit rider is appropriate for you because:

•	you must participate in the PN program if you purchase a contract on or after May 1, 2006 with this rider (see “Making the Most of Your Contract — Portfolio Navigator Program”). If you selected this rider before May 1, 2006, you must participate in the asset allocation program (see “Making the Most of Your Contract — Asset Allocation Program”), however, you may elect to participate in the Portfolio Navigator program after May 1, 2006. The PN program and the asset allocation program limit your choice of investments. This means you will not be able to allocate contract value to all of the subaccounts, GPAs or the one-year fixed account that are available under the contract to other contract owners who do not elect this rider.

•	if you are purchasing the contract as a qualified annuity, such as an IRA, and you are planning to begin annuity payouts after the date on which minimum distributions required by the Code must begin, you should consider whether an Income Assurer Benefit is appropriate for you (see “Taxes — Qualified Annuities — Required Minimum Distributions”). Partial withdrawals you take from the contract, including those used to satisfy RMDs, will reduce the guaranteed income benefit base (defined below), which in turn may reduce or eliminate the amount of any annuity payouts available under the rider. Consult a tax advisor before you purchase any Income Assurer Benefit rider with a qualified annuity;

•	you must hold the Income Assurer Benefit for 10 years unless you elect to terminate the rider within 30 days following the first anniversary after the effective date of the rider;

•	the 10-year waiting period may be restarted if you elect to change the PN program investment option to one that causes the rider charge to increase (see “Charges — Income Assurer Benefit”);

•	the Income Assurer Benefit rider terminates* 30 days following the contract anniversary after the annuitant’s 86th birthday; and

•	you can only exercise the Income Assurer Benefit within 30 days after a contract anniversary following the expiration of the 10-year waiting period.

*	The rider and annual fee terminate 30 days following the contract anniversary after the annuitant’s 86th birthday, however, if you exercise the Income Assurer Benefit rider before this time, your benefits will continue according to the annuity payout plan you have selected.

If the Income Assurer Benefit rider is available in your state and the annuitant is 75 or younger at contract issue, you may choose this optional benefit at the time you purchase your contract for an additional charge. The amount of the charge is determined by the Income Assurer Benefit you select (see “Charges — Income Assurer Benefit Rider Fee”). The effective date of the rider will be the contract issue date. The Guarantor Withdrawal Benefit for Life, the Guarantor Withdrawal Benefit and the Accumulation Protector Benefit riders are not available with any Income Assurer Benefit rider. If the annuitant is between age 73 and age 75 at contract issue, you should consider whether an Income Assurer Benefit rider is appropriate for your situation because of the 10-year waiting period requirement. Be sure to discuss with your investment professional whether an Income Assurer Benefit rider is appropriate for your situation.

Here are some general terms that are used to describe the Income Assurer Benefit riders in the sections below:

Guaranteed Income Benefit Base: The guaranteed income benefit base is the value that will be used to determine minimum annuity payouts when the rider is exercised. It is an amount we calculate, depending on the Income Assurer Benefit rider you choose, that establishes a benefit floor. When the benefit floor amount is greater than the contract value, there may be a higher annuitization payout than if you annuitized your contract without the Income Assurer Benefit. Your annuitization payout will never be less than that provided by your contract value.

Excluded Investment Options: These investment options are listed in your contract under contract data and will include the Columbia Variable Portfolio – Cash Management Fund and, if available under your contract, the GPAs and/or the one-year fixed account. Excluded investment options are not used in the calculation of this riders’ variable account floor for the Income

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Assurer Benefit – 5% Accumulation Benefit Base and the Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base.

Excluded Payments: These are purchase payments and any purchase payment credits paid in the last five years before exercise of the benefit which we reserve the right to exclude from the calculation of the guaranteed income benefit base.

Proportionate Adjustments for Partial Withdrawals: These are calculated as the product of (a) times (b) where:

(a)	is the ratio of the amount of the partial withdrawal (including any withdrawal charges or MVA) to the contract value on the date of (but prior to) the partial withdrawal, and

(b)	is the benefit on the date of (but prior to) the partial withdrawal.

Protected Investment Options: All investment options available under this contract that are not defined as excluded investment options under contract data are known as protected investment options for purposes of this rider and are used in the calculation of the variable account floor for the Income Assurer Benefit – 5% Accumulation Benefit Base and the Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base.

Waiting Period: This rider can only be exercised after the expiration of a 10-year waiting period. We reserve the right to restart the waiting period if you elect to change your PN program investment option to one that causes the rider charge to increase.

The following are general provisions that apply to each Income Assurer Benefit:

Exercising the Rider
Rider exercise conditions are:

•	you may only exercise the Income Assurer Benefit rider within 30 days after any contract anniversary following the expiration of the waiting period;

•	the annuitant on the retirement date must be between 50 to 86 years old; and

•	you can only take an annuity payment in one of the following annuity payout plans:

Plan A — Life Annuity – No Refund;

Plan B — Life Annuity with Ten or Twenty Years Certain;

Plan D	— Joint and Last Survivor Life Annuity – No Refund;

—	Joint and Last Survivor Life Annuity with Twenty Years Certain; or

Plan E — Twenty Years Certain.

After the expiration of the waiting period, the Income Assurer Benefit rider guarantees a minimum amount of fixed annuity lifetime income during annuitization or the option of variable annuity payouts with a guaranteed minimum initial payout or a combination of the two options.

If your contract value falls to zero as the result of adverse market performance or the deduction of fees and/or charges at any time, the contract and all its riders, including this rider, will terminate without value and no benefits will be paid on account of such termination. Exception: if you are still living, and the annuitant is between 50 and 86 years old, an amount equal to the guaranteed income benefit base will be paid to you under the annuity payout plan and frequency that you select, based upon the fixed or variable annuity payouts described above. The guaranteed income benefit base will be calculated and annuitization will occur at the following times.

•	If the contract value falls to zero during the waiting period, the guaranteed income benefit base will be calculated and annuitization will occur on the valuation date after the expiration of the waiting period, or when the annuitant attains age 50 if later.

•	If the contract value falls to zero after the waiting period, the guaranteed income benefit base will be calculated and annuitization will occur immediately, or when the annuitant attains age 50 if later.

Fixed annuity payouts under this rider will occur at the guaranteed annuity purchase rates based on the “2000 Individual Annuitant Mortality Table A” with 100% Projection Scale G and a 2.0% interest rate for contracts purchased on or after May 1, 2006 and if available in your state.(1) These are the same rates used in Table B of the contract (see “The Annuity Payout Period — Annuity Tables.”) Your annuity payouts remain fixed for the lifetime of the annuity payout period.

First year variable annuity payouts are calculated in the same manner as fixed annuity payouts. Once calculated, your variable annuity payouts remain unchanged for the first year. After the first year, subsequent annuity payouts are variable and depend

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on the performance of the subaccounts you select. Variable annuity payouts after the first year are calculated using the following formula:

Pt-1 (1 + i) 1.05	= Pt

Pt-1	=	prior annuity payout
Pt	=	current annuity payout
i	=	annualized subaccount performance

Each subsequent variable annuity payout could be more or less than the previous variable annuity payout if the subaccount investment performance is greater or less than the 5% assumed investment rate. If your subaccount performance equals 5%, your variable annuity payout will be unchanged from the previous variable annuity payout. If your subaccount performance is in excess of 5%, your variable annuity payout will increase from the previous variable annuity payout. If your subaccount investment performance is less than 5%, your variable annuity payout will decrease from the previous variable annuity payout.

(1)	For all other contracts, the guaranteed annuity purchase rates are based on the “1983 Individual Annuitant Mortality Table A” with 100% Projection Scale G and a 2.0% interest rate.

Terminating the Rider
Rider termination conditions are:

•	you may terminate the rider within 30 days following the first anniversary after the effective date of the rider;

•	you may terminate the rider any time after the expiration of the waiting period;

•	the rider will terminate on the date you make a full withdrawal from the contract, or annuitization begins, or on the date that a death benefit is payable; and

•	the rider will terminate* 30 days following the contract anniversary after the annuitant’s 86th birthday.

*	The rider and annual fee terminate 30 days following the contract anniversary after the annuitant’s 86th birthday, however, if you exercise the Income Assurer Benefit® rider before this time, your benefits will continue according to the annuity payout plan you have selected.

You may select one of the Income Assurer Benefit riders described below:

Income Assurer Benefit – MAV
The guaranteed income benefit base for the Income Assurer Benefit – MAV is the greater of these three values:

1.	contract value; or

2.	the total purchase payments and any purchase payment credits made to the contract minus proportionate adjustments for partial withdrawals; or

3.	the maximum anniversary value.

Maximum Anniversary Value (MAV) — is zero prior to the first contract anniversary after the effective date of the rider. On the first contract anniversary after the effective date of the rider, we set the MAV as the greater of these two values:

(a)	current contract value; or

(b)	total payments and any purchase payment credits made to the contract minus proportionate adjustments for partial withdrawals.

Thereafter, we increase the MAV by any additional purchase payments and any purchase payment credits and reduce the MAV by proportionate adjustments for partial withdrawals. Every contract anniversary after that prior to the earlier of your or the annuitant’s 81st birthday, we compare the MAV to the current contract value and we reset the MAV to the higher amount.

If we exercise our right to not reflect excluded payments in the calculation of the guaranteed income benefit base, we will calculate the guaranteed income benefit base as the greatest of these three values:

1.	contract value less the market value adjusted excluded payments; or

2.	total purchase payments plus any purchase payment credits, less excluded payments, less proportionate adjustments for partial withdrawals; or

3.	the MAV, less market value adjusted excluded payments.

Market Value Adjusted Excluded Payments are calculated as the sum of each excluded purchase payment and any purchase payment credit multiplied by the ratio of the current contract value over the estimated contract value on the anniversary prior to such purchase payment. The estimated contract value at such anniversary is calculated by assuming that payments, any credits, and partial withdrawals occurring in a contract year take place at the beginning of the year for that anniversary and every year after that to the current contract year.

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Income Assurer Benefit – 5% Accumulation Benefit Base
The guaranteed income benefit base for the Income Assurer Benefit – 5% Accumulation Benefit Base is the greater of these three values:

1.	contract value; or

2.	the total purchase payments and any purchase payment credits made to the contract minus proportionate adjustments for partial withdrawals; or

3.	the 5% variable account floor.

5% Variable Account Floor – is equal to the contract value in the excluded investment options plus the variable account floor. The Income Assurer Benefit 5% variable account floor is calculated differently and is not the same value as the death benefit 5% variable account floor.

The variable account floor is zero from the effective date of this rider and until the first contract anniversary after the effective date of this rider. On the first contract anniversary after the effective date of this rider the variable account floor is:

•	the total purchase payments and any purchase payment credits made to the protected investment options minus adjusted partial withdrawals and transfers from the protected investment options; plus

•	an amount equal to 5% of your initial purchase payment and any purchase payment credit allocated to the protected investment options.

On any day after the first contract anniversary following the effective date of this rider, when you allocate additional purchase payments and any purchase payment credits to or withdraw or transfer amounts from the protected investment options, we adjust the variable account floor by adding the additional purchase payment and any purchase payment credit and subtracting adjusted withdrawals and adjusted transfers. On each subsequent contract anniversary after the first anniversary of the effective date of this rider, prior to the earlier of your or the annuitant’s 81st birthday, we increase the variable account floor by adding the amount (“roll-up amount”) equal to 5% of the prior contract anniversary’s variable account floor.

The amount of purchase payment and any purchase payment credits withdrawn from or transferred between the excluded investment options and the protected investment options is calculated as (a) times (b) where:

(a)	is the amount of purchase payment and any purchase payment credits in the investment options being withdrawn or transferred on the date of but prior to the current withdrawal or transfer; and

(b)	is the ratio of the amount of the transfer or withdrawal to the value in the investment options being withdrawn or transferred on the date of (but prior to) the current withdrawal or transfer.

The roll-up amount prior to the first anniversary is zero. Also, the roll-up amount on every anniversary after the earlier of your or the annuitant’s 81st birthday is zero.

Adjusted withdrawals and adjusted transfers for the variable account floor are equal to the amount of the withdrawal or transfer from the protected investment options as long as the sum of the withdrawals and transfers from the protected investment options in a contract year do not exceed the roll-up amount from the prior contract anniversary.

If the current withdrawal or transfer from the protected investment options plus the sum of all prior withdrawals and transfers made from the protected investment options in the current policy year exceeds the roll-up amount from the prior contract anniversary we will calculate the adjusted withdrawal or adjusted transfer for the variable account floor as the result of (a) plus [(b) times (c)] where:

(a)	is the roll-up amount from the prior contract anniversary less the sum of any withdrawals and transfers made from the protected investment options in the current policy year but prior to the current withdrawal or transfer. However, (a) can not be less than zero; and

(b)	is the variable account floor on the date of (but prior to) the current withdrawal or transfer from the protected investment options less the value from (a); and

(c)	is the ratio of [the amount of the current withdrawal (including any withdrawal charges or MVA) or transfer from the protected investment options less the value from (a)] to [the total in the protected investment options on the date of (but prior to) the current withdrawal or transfer from the protected investment options less the value from (a)].

If we exercise our right to not reflect excluded payments in the calculation of the guaranteed income benefit base, we will calculate the guaranteed income benefit base as the greatest of these three values:

1.	contract value less the market value adjusted excluded payments (described above); or

2.	total purchase payments and any purchase payment credits, less excluded payments, less proportionate adjustments for partial withdrawals; or

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3.	the 5% variable account floor, less 5% adjusted excluded payments.

5% Adjusted Excluded Payments are calculated as the sum of each excluded payment and any credit accumulated at 5% for the number of full contract years they have been in the contract.

Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base
The guaranteed income benefit base for the Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base is the greater of these four values:

1.	the contract value;

2.	the total purchase payments and any purchase payment credits made to the contract minus proportionate adjustments for partial withdrawals;

3.	the MAV (described above); or

4.	the 5% variable account floor (described above).

If we exercise our right to not reflect excluded payments in the calculation of the guaranteed income benefit base, we will calculate the guaranteed income benefit base as the greatest of:

1.	contract value less the market value adjusted excluded payments (described above);

2.	total purchase payments and any purchase payment credits, less excluded payments, less proportionate adjustments for partial withdrawals;

3.	the MAV, less market value adjusted excluded payments (described above); or

4. the 5% variable account floor, less 5% adjusted excluded payments (described above).

For an example of how benefits under each Income Assurer Benefit rider are calculated, see Appendix K.

OPTIONAL DEATH BENEFITS

BENEFIT PROTECTOR DEATH BENEFIT RIDER (BENEFIT PROTECTOR)
The Benefit Protector is intended to provide an additional benefit to your beneficiary to help offset expenses after your death such as funeral expenses or federal and state taxes. This is an optional benefit that you may select for an additional annual charge (see “Charges”). The Benefit Protector provides reduced benefits if you or the annuitant are age 70 or older at the rider effective date. The Benefit Protector does not provide any additional benefit before the first rider anniversary.

If this rider is available in your state and both you and the annuitant are age 75 or younger at contract issue, you may choose to add the Benefit Protector to your contract. You must elect the Benefit Protector at the time you purchase your contract and your rider effective date will be the contract issue date. You may not select this rider if you select the Benefit Protector Plus rider, the 5% Accumulation Death Benefit or the Enhanced Death Benefit.

Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract (see “Taxes — Qualified Annuities — Required Minimum Distributions”). Since the benefit paid by the rider is determined by the amount of earnings at death, the amount of the benefit paid may be reduced as a result of taking any withdrawals including RMDs. Be sure to discuss with your investment professional and tax advisor whether or not the Benefit Protector is appropriate for your situation.

The Benefit Protector provides that if you or the annuitant die after the first rider anniversary, but before annuity payouts begin, and while this contract is in force, we will pay the beneficiary:

•	the applicable death benefit, plus:

•	40% of your earnings at death if you and the annuitant were under age 70 on the rider effective date, up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old; or

•	15% of your earnings at death if you or the annuitant were age 70 or older on the rider effective date, up to a maximum of 37.5% of purchase payments not previously withdrawn that are one or more years old.

Earnings at death: For purposes of the Benefit Protector and Benefit Protector Plus riders, this is an amount equal to the applicable death benefit minus purchase payments not previously withdrawn. The earnings at death may not be less than zero and may not be more than 250% of the purchase payments not previously withdrawn that are one or more years old.

Terminating the Benefit Protector

•	You may terminate the rider within 30 days of the first rider anniversary.

•	You may terminate the rider within 30 days of any rider anniversary beginning with the seventh rider anniversary.

•	The rider will terminate when you make a full withdrawal from the contract or when annuity payouts begin.

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If your spouse is the sole beneficiary and you die before the retirement date, your spouse may keep the contract as owner. Your spouse and the new annuitant will be subject to all the limitations and restrictions of the rider just as if they were purchasing a new contract. If your spouse and the new annuitant do not qualify for the rider on the basis of age we will terminate the rider. If they do qualify for the rider on the basis of age we will set the contract value equal to the death benefit that would otherwise have been paid and we will substitute this new contract value on the date of death for “purchase payments not previously withdrawn” used in calculating earnings at death. Your spouse also has the option of discontinuing the Benefit Protector Death Benefit Rider within 30 days of the date they elect to continue the contract.

For an example, see Appendix L.

BENEFIT PROTECTOR PLUS DEATH BENEFIT RIDER (BENEFIT PROTECTOR PLUS)
The Benefit Protector Plus is intended to provide an additional benefit to your beneficiary to help offset expenses after your death such as funeral expenses or federal and state taxes. This is an optional benefit that you may select for an additional annual charge (see “Charges”). The Benefit Protector Plus provides reduced benefits if you or the annuitant are age 70 or older at the rider effective date. It does not provide any additional benefit before the first rider anniversary and it does not provide any benefit beyond what is offered under the Benefit Protector rider during the second rider year.

If this rider is available in your state and both you and the annuitant are age 75 or younger at contract issue, you may choose to add the Benefit Protector Plus to you contract. You must elect the Benefit Protector Plus at the time you purchase your contract and your rider effective date will be the contract issue date. This rider is only available for transfers, exchanges or rollovers from another annuity or life insurance policy. You may not select this rider if you select the Benefit Protector Rider, 5% Accumulation Death Benefit or the Enhanced Death Benefit.

Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract (see “Taxes — Qualified Annuities — Required Minimum Distributions”). Since the benefit paid by the rider is determined by the amount of earnings at death, the amount of the benefit paid may be reduced as a result of taking any withdrawals including RMDs. Be sure to discuss with your investment professional and tax advisor whether or not the Benefit Protector Plus is appropriate for your situation.

The Benefit Protector Plus provides that if you or the annuitant die after the first rider anniversary, but before annuity payouts begin, and while this contract is in force, we will pay the beneficiary:

•	the benefits payable under the Benefit Protector described above, plus

•	a percentage of purchase payments made within 60 days of contract issue not previously withdrawn as follows:

	Percentage if you and the annuitant are	Percentage if you or the annuitant are
Rider Year	under age 70 on the rider effective date	age 70 or older on the rider effective date

One and Two	0%	0%

Three and Four	10%	3.75%

Five or more	20%	7.5%

Another way to describe the benefits payable under the Benefit Protector Plus rider is as follows:

•	the ROP death benefit (see “Benefits in Case of Death”) plus:

	If you and the annuitant are under	If you or the annuitant are age 70
Rider Year	age 70 on the rider effective date, add . . .	or older on the rider effective date, add . . .

One	Zero	Zero

Two	40% × earnings at death (see above)	15% × earnings at death

Three & Four	40% × (earnings at death + 25% of initial purchase payment*)	15% × (earnings at death + 25% of initial purchase payment*)

Five or more	40% × (earnings at death + 50% of initial purchase payment*)	15% × (earnings at death + 50% of initial purchase payment*)

*	Initial purchase payments are payments made within 60 days of rider issue not previously withdrawn.

Terminating the Benefit Protector Plus

•	You may terminate the rider within 30 days of the first rider anniversary.

•	You may terminate the rider within 30 days of any rider anniversary beginning with the seventh rider anniversary.

•	The rider will terminate when you make a full withdrawal from the contract or when annuity payouts begin.

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If your spouse is sole beneficiary and you die before the retirement date, your spouse may keep the contract as owner with the contract value equal to the death benefit that would otherwise have been paid. We will then terminate the Benefit Protector Plus and substitute the applicable death benefit (see “Benefits in Case of Death”).

For an example, see Appendix M.

The Annuity Payout Period

As owner of the contract, you have the right to decide how and to whom annuity payouts will be made starting at the retirement date. You may select one of the annuity payout plans outlined below, or we may mutually agree on other payout arrangements. We do not deduct any withdrawal charges under the payout plans listed below, except under annuity payout Plan E.

You also decide whether we will make annuity payouts on a fixed or variable basis, or a combination of fixed and variable. The amount available to purchase payouts under the plan you select is the contract value on your retirement date after any rider charges have been deducted, plus any positive or negative MVA (less any applicable premium tax). Additionally, we currently allow you to use part of the amount available to purchase payouts, leaving any remaining contract value to accumulate on a tax-deferred basis. If you select a variable annuity payout, we reserve the right to limit the number of subaccounts in which you may invest. The GPAs and the DCA fixed account are not available during this payout period.

Amounts of fixed and variable payouts depend on:

•	the annuity payout plan you select;

•	the annuitant’s age and, in most cases, sex;

•	the annuity table in the contract; and

•	the amounts you allocated to the accounts at settlement.

In addition, for variable annuity payouts only, amounts depend on the investment performance of the subaccounts you select. These payouts will vary from month to month because the performance of the funds will fluctuate. (In the case of fixed annuities, payouts remain the same from month to month.)

For information with respect to transfers between accounts after annuity payouts begin (see “Making the Most of Your Contract — Transfer policies”).

ANNUITY TABLES
The annuity tables in your contract (Table A and Table B) show the amount of the monthly payout for each $1,000 of contract value according to the age and, when applicable, the annuitant’s sex. (Where required by law, we will use a unisex table of settlement rates.)

Table A shows the amount of the first monthly variable annuity payout assuming that the contract value is invested at the beginning of the annuity payout period and earns a 5% rate of return, which is reinvested and helps to support future payouts. If you ask us at least 30 days before the retirement date, we will substitute an annuity table based on an assumed 3.5% investment rate for the 5% Table A in the contract. The assumed investment rate affects both the amount of the first payout and the extent to which subsequent payouts increase or decrease. For example, annuity payouts will increase if the investment return is above the assumed investment rate and payouts will decrease if the return is below the assumed investment rate. Using a 5% assumed interest rate results in a higher initial payout, but later payouts will increase more slowly when annuity unit values rise and decrease more rapidly when they decline.

Table B shows the minimum amount of each fixed annuity payout. We declare current payout rates that we use in determining the actual amount of your fixed annuity payout. The current payout rates will equal or exceed the guaranteed payout rates shown in Table B. We will furnish these rates to you upon request.

ANNUITY PAYOUT PLANS
You may choose an annuity payout plan by giving us written instructions at least 30 days before contract values are used to purchase the payout plan. Generally, you may select one of the Plans A through E below or another plan agreed to by us. Some of the annuity payout plans may not be available if you have selected the Income Assurer Benefit rider.

•	Plan A – Life annuity — no refund: We make monthly payouts until the annuitant’s death. Payouts end with the last payout before the annuitant’s death. We will not make any further payouts. This means that if the annuitant dies after we made only one monthly payout, we will not make any more payouts.

•	Plan B – Life annuity with five, ten, 15 or 20 years certain: (under the Income Assurer Benefit rider: you may select life annuity with ten or 20 years certain): We make monthly payouts for a guaranteed payout period of five, ten, 15 or 20 years that you elect. This election will determine the length of the payout period to the beneficiary if the annuitant should die

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before the elected period expires. We calculate the guaranteed payout period from the retirement date. If the annuitant outlives the elected guaranteed payout period, we will continue to make payouts until the annuitant’s death.

•	Plan C – Life annuity — installment refund: (not available under the Income Assurer Benefit rider): We make monthly payouts until the annuitant’s death, with our guarantee that payouts will continue for some period of time. We will make payouts for at least the number of months determined by dividing the amount applied under this option by the first monthly payout, whether or not the annuitant is living.

•	Plan D

–	Joint and last survivor life annuity — no refund: We make monthly payouts while both the annuitant and a joint annuitant are living. If either annuitant dies, we will continue to make monthly payouts at the full amount until the death of the surviving annuitant. Payouts end with the death of the second annuitant.

–	Joint and last survivor life annuity with 20 years certain: We make monthly annuity payouts during the lifetime of the annuitant and joint annuitant. When either the annuitant or joint annuitant dies, we will continue to make monthly payouts during the lifetime of the survivor. If the survivor dies before we have made payouts for 20 years, we continue to make payouts to the named beneficiary for the remainder of the 20-year period which begins when the first annuity payout is made.

•	Plan E – Payouts for a specified period: We make monthly payouts for a specific payout period of ten to 30 years that you elect (under the Income Assurer Benefit rider, you may elect a payout period of 20 years only). We will make payouts only for the number of years specified whether the annuitant is living or not. Depending on the selected time period, it is foreseeable that an annuitant can outlive the payout period selected. During the payout period, you can elect to have us determine the present value of any remaining variable payouts and pay it to you in a lump sum. (Exception: If you have an Income Assurer Benefit rider and elect this annuity payout plan based on the Guaranteed Income Benefit Base, a lump sum payout is unavailable.) We determine the present value of the remaining annuity payouts which are assumed to remain level at the amount of the payout that would have been made 7 days prior to the date we determine the present value. The discount rate we use in the calculation is 5.17% for the assumed investment return of 3.5% and 6.67% for the assumed investment return of 5%. (See “Charges — Withdrawal charge under Annuity Payout Plan E.”) A 10% IRS penalty tax could apply if you take a withdrawal. (See “Taxes.”)

•	Guaranteed Withdrawal Benefit Annuity Payout Option (available only under contracts with the Guarantor Withdrawal Benefit for Life or Guarantor Withdrawal Benefit rider): This fixed annuity payout option is an alternative to the above annuity payout plans. This option may not be available if the contract is a qualified annuity. For such contracts, this option will be available only if the guaranteed payment period is less than the life expectancy of the owner at the time the option becomes effective. Such life expectancy will be computed using a life expectancy table published by the IRS. Under this option, the amount payable each year will be equal to the remaining schedule of GBPs, but the total amount paid over the life of the annuity will not exceed the total RBA at the time you begin this fixed payout option (see “Optional Benefits — Guarantor Withdrawal Benefit for Life Rider” or “Optional Benefits — Guarantor Withdrawal Benefit Rider”). The amount paid in the current contract year will be reduced for any prior withdrawals in that year. These annualized amounts will be paid in the frequency that you elect. The frequencies will be among those offered by us at the time but will be no less frequent than annually. If, at the death of the owner, total payouts have been made for less than the RBA, the remaining payouts will be paid to the beneficiary.

Annuity payout plan requirements for qualified annuities: If your contract is a qualified annuity, you must select a payout plan as of the retirement date set forth in your contract. You have the responsibility for electing a payout plan under your contract that complies with applicable law. Your contract describes your payout plan options. The options will meet certain IRS regulations governing RMDs if the payout plan meets the incidental distribution benefit requirements, if any, and the payouts are made:

•	in equal or substantially equal payments over a period not longer than your life expectancy, or over the joint life expectancy of you and your designated beneficiary; or

•	over a period certain not longer than your life expectancy or over the joint life expectancy of you and your designated beneficiary.

If we do not receive instructions: You must give us written instructions for the annuity payouts at least 30 days before the annuitant’s retirement date. If you do not, we will make payouts under Plan B, with 120 monthly payouts guaranteed.

If monthly payouts would be less than $20: We will calculate the amount of monthly payouts at the time the contract value is used to purchase a payout plan. If the calculations show that monthly payouts would be less than $20, we have the right to pay the contract value to the owner in a lump sum or to change the frequency of the payouts.

Death after annuity payouts begin: If you or the annuitant die after annuity payouts begin, we will pay any amount payable to the beneficiary as provided in the annuity payout plan in effect.

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Taxes

Under current law, your contract has a tax-deferral feature. Generally, this means you do not pay income tax until there is a taxable distribution (or deemed distribution) from the contract. We will send a tax information reporting form for any year in which we made a taxable or reportable distribution according to our records.

NONQUALIFIED ANNUITIES
Generally, only the increase in the value of a non-qualified annuity contract over the investment in the contract is taxable. Certain exceptions apply. Federal tax law requires that all nonqualified deferred annuity contracts issued by the same company (and possibly its affiliates) to the same owner during a calendar year be taxed as a single, unified contract when distributions are taken from any one of those contracts.

Annuity payouts: Generally, unlike withdrawals described below, the taxation of annuity payouts are subject to exclusion ratios, i.e. in most cases, a portion of each payout will be ordinary income and subject to tax, and a portion of each payout will be considered a return of part of your investment in the contract and will not be taxed. All amounts you receive after your investment in the contract is fully recovered will be subject to tax. Under Annuity Payout Plan A: Life annuity — no refund, where the annuitant dies before your investment in the contract is fully recovered, the remaining portion of the unrecovered investment may be available as a federal income tax deduction to the owner for the last taxable year. Under all other annuity payout plans, where the annuity payouts end before your investment in the contract is fully recovered, the remaining portion of the unrecovered investment may be available as a federal income tax deduction to the taxpayer for the tax year in which the payouts end. (See “The Annuity Payout Period — Annuity Payout Plans.”)

Beginning in 2011, federal tax law permits taxpayers to annuitize a portion of their nonqualified annuity while leaving the remaining balance to continue to grow tax-deferred. Under the new partial annuitization rules, the portion annuitized must be received as an annuity for a period of 10 years or more, or for the lives of one or more individuals. If this requirement is met, the annuitized portion and the tax-deferred balance will generally be treated as two separate contracts for income tax purposes only. If a contract is partially annuitized, the investment in the contract is allocated between the deferred and the annuitized portions on a pro rata basis.

Withdrawals: Generally, if you withdraw all or part of your nonqualified annuity before your annuity payouts begin, including withdrawals under any optional withdrawal benefit rider, your withdrawal will be taxed to the extent that the contract value immediately before the withdrawal exceeds the investment in the contract. Different rules may apply if you exchange another contract into this contract.

You also may have to pay a 10% IRS penalty for withdrawals of taxable income you make before reaching age 59 1/2 unless certain exceptions apply.

Withholding: If you receive taxable income as a result of an annuity payout or withdrawal, including withdrawals under any optional withdrawal benefit rider, we may deduct federal, and in some cases state withholding against the payment. Any withholding represents a prepayment of your tax due for the year. You take credit for these amounts on your annual income tax return. As long as you have provided us with a valid Social Security Number or Taxpayer Identification Number, and you have a valid U.S. address, you may be able to elect not to have any withholding occur.

If the payment is part of an annuity payout plan, we generally compute the amount of federal income tax withholding using payroll tables. You may provide us with a statement of how many exemptions to use in calculating the withholding. If the distribution is any other type of payment (such as partial or full withdrawal) we compute federal income tax withholding using 10% of the taxable portion.

The federal income tax withholding requirements differ if we deliver payment outside the United States or you are a non-resident alien.

Some states also may impose income tax withholding requirements similar to the federal withholding described above. If this should be the case, we may deduct state income tax withholding from the payment.

Death benefits to beneficiaries: The death benefit under a nonqualified contract is not exempt from estate (federal or state) taxes. In addition, for income tax purposes, any amount your beneficiary receives that exceeds the investment in the contract is taxable as ordinary income to the beneficiary in the year he or she receives the payments. (See also “Benefits in Case of Death — If You Die Before the Retirement Start Date”).

Net Investment Income Tax (also known as Medicare contribution tax): Effective for taxable years beginning on or after January 1, 2013, certain high-income individuals (as well as estates and trusts) are subject to a new 3.8% net investment income tax (as an addition to income taxes). For individuals, the 3.8% tax applies to the lesser of (1) the amount by which the taxpayer’s modified adjusted gross income exceeds $200,000 ($250,000 for married filing jointly and surviving spouses;

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$125,000 for married filing separately) or (2) the taxpayer’s “net investment income.” Net investment income includes taxable income from nonqualified annuities. Annuity holders are advised to consult their tax advisor regarding the possible implications of this additional tax.

Annuities owned by corporations, partnerships or irrevocable trusts: For nonqualified annuities, any annual increase in the value of annuities held by such entities (nonnatural persons) generally will be treated as ordinary income received during that year. However, if the trust was set up for the benefit of a natural person(s) only, the income may remain tax-deferred until withdrawn or paid out.

Penalties: If you receive amounts from your nonqualified annuity before reaching age 59 1/2, you may have to pay a 10% IRS penalty on the amount includable in your ordinary income. However, this penalty will not apply to any amount received:

•	because of your death or in the event of nonnatural ownership, the death of the annuitant;

•	because you become disabled (as defined in the Code);

•	if the distribution is part of a series of substantially equal periodic payments, made at least annually, over your life or life expectancy (or joint lives or life expectancies of you and your beneficiary);

•	if it is allocable to an investment before Aug. 14, 1982; or

•	if annuity payouts are made under immediate annuities as defined by the Code.

Transfer of ownership: Generally, if you transfer ownership of a nonqualified annuity without receiving adequate consideration, the transfer may be taxed as a withdrawal for federal income tax purposes. If the transfer is a currently taxable event for income tax purposes, the original owner will be taxed on the amount of deferred earnings at the time of the transfer and also may be subject to the 10% IRS penalty discussed earlier. In this case, the new owner’s investment in the contract will be equal to the investment in the contract at the time of the transfer plus any earnings included in the original owner’s taxable income as a result of the transfer. In general, this rule does not apply to transfers between spouses or former spouses. Similar rules apply if you transfer ownership for full consideration. Please consult your tax advisor for further details.

1035 Exchanges: Section 1035 of the Code permits nontaxable exchanges of certain insurance policies, endowment contracts, annuity contracts and qualified long-term care insurance contracts, while providing for continued tax deferral of earnings. In addition, Section 1035 permits the carryover of the investment in the contract from the old policy or contract to the new policy or contract. In a 1035 exchange one policy or contract is exchanged for another policy or contract. The following are nontaxable exchanges: (1) the exchange of a life insurance policy for another life insurance policy or for an endowment, annuity or qualified long-term care insurance contract, (2) the exchange of an endowment contract for an annuity contract, or for an endowment contract under which payments will begin no later than payments would have begun under the contract exchanged, (3) the exchange of an annuity contract for another annuity contract or for a qualified long-term insurance contract, and (4) the exchange of a qualified long-term care insurance contract for a qualified long-term care insurance contract. Additionally, other tax rules may apply. However, if the insurance policy has an outstanding loan, there may be tax consequences. Depending on the issue date of your original policy or contract, there may be tax or other benefits that are given up to gain the benefits of the new policy or contract. Consider whether the features and benefits of the new policy or contract outweigh any tax or other benefits of the old contract.

For a partial exchange of an annuity contract for another annuity contract, the 1035 exchange is generally tax-free. The investment in the original contract and the earnings on the contract will be allocated proportionately between the original and new contracts. However, per IRS Revenue Procedure 2011-38, if withdrawals are taken from either contract within the 180-day period following an exchange, the IRS will apply general tax principles to determine the appropriate tax treatment of the exchange and subsequent withdrawal. As a result, there may be unexpected tax consequences. You should consult your tax advisor before taking any withdrawal from either contract during the 180-day period following a partial exchange. Different IRS limitations on withdrawals apply to partial exchanges completed prior to October 24, 2011.

Assignment: If you assign or pledge your contract as collateral for a loan, earnings on purchase payments you made after Aug. 13, 1982 will be taxed as a deemed distribution and you may have to pay a 10% IRS penalty.

QUALIFIED ANNUITIES
Adverse tax consequences may result if you do not ensure that contributions, distributions and other transactions under the contract comply with the law. Qualified annuities have minimum distribution rules that govern the timing and amount of distributions. You should refer to your retirement plan’s Summary Plan Description, your IRA disclosure statement, or consult a tax advisor for additional information about the distribution rules applicable to your situation.

When you use your contract to fund a retirement plan or IRA that is already tax-deferred under the Code, the contract will not provide any necessary or additional tax deferral. If your contract is used to fund an employer sponsored plan, your right to benefits may be subject to the terms and conditions of the plan regardless of the terms of the contract.

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Annuity payouts: Under a qualified annuity, except a Roth IRA, Roth 401(k) or Roth 403(b), the entire payout generally is includable as ordinary income and is subject to tax unless: (1) the contract is an IRA to which you made non-deductible contributions; or (2) you rolled after-tax dollars from a retirement plan into your IRA; or (3) the contract is used to fund a retirement plan and you or your employer have contributed after-tax dollars.

Annuity payouts from Roth IRAs: In general, the entire payout from a Roth IRA can be free from income and penalty taxes if you have attained age 59 1/2 and meet the five year holding period.

Withdrawals: Under a qualified annuity, except a Roth IRA, Roth 401(k) or Roth 403(b), the entire withdrawal will generally be includable as ordinary income and is subject to tax unless: (1) the contract is an IRA to which you made non-deductible contributions; or (2) you rolled after-tax dollars from a retirement plan into your IRA; or (3) the contract is used to fund a retirement plan and you or your employer have contributed after-tax dollars.

Withdrawals from Roth IRAs: In general, the entire payout from a Roth IRA can be free from income and penalty taxes if you have attained age 59 1/2 and meet the five year holding period.

Required Minimum Distributions: Retirement plans (except for Roth IRAs) are subject to required withdrawals called required minimum distributions (“RMDs”) beginning at age 70 1/2. RMDs are based on the fair market value of your contract at year-end divided by the life expectancy factor. Certain death benefits and optional riders may be considered in determining the fair market value of your contract for RMD purposes. This may cause your RMD to be higher. Inherited IRAs (including inherited Roth IRAs) are subject to special required minimum distribution rules. You should consult your tax advisor prior to making a purchase for an explanation of the potential tax implications to you.

Withholding for IRAs, Roth IRAs, SEPs and SIMPLE IRAs: If you receive taxable income as a result of an annuity payout or a withdrawal, including withdrawals under any optional withdrawal benefit rider, we may deduct withholding against the payment. Any withholding represents a prepayment of your tax due for the year. You take credit for these amounts on your annual income tax return. As long as you have provided us with a valid Social Security Number or Taxpayer Identification Number, you can elect not to have any withholding occur.

If the payment is part of an annuity payout plan, we generally compute the amount of federal income tax withholding using payroll tables. You may provide us with a statement of how many exemptions to use in calculating the withholding. If the distribution is any other type of payment (such as a partial or full withdrawal) we compute federal income tax withholding using 10% of the taxable portion.

The federal income tax withholding requirements differ if we deliver payment outside the United States or you are a non-resident alien.

Some states also may impose income tax withholding requirements similar to the federal withholding described above. If this should be the case, we may deduct state income tax withholding from the payment.

Withholding for all other qualified annuities: If you receive directly all or part of the contract value from a qualified annuity, mandatory 20% federal income tax withholding (and possibly state income tax withholding) generally will be imposed at the time the payout is made from the plan. Any withholding represents a prepayment of your tax due for the year. You take credit for these amounts on your annual income tax return. This mandatory withholding will not be imposed if instead of receiving the distribution check, you elect to have the distribution rolled over directly to an IRA or another eligible plan. Payments made to a surviving spouse instead of being directly rolled over to an IRA are also subject to mandatory 20% income tax withholding.

In the below situations, the distribution is subject to an optional 10% withholding instead of the mandatory 20% withholding. We will withhold 10% of the distribution amount unless you elect otherwise.

•	the payout is one in a series of substantially equal periodic payouts, made at least annually, over your life or life expectancy (or the joint lives or life expectancies of you and your designated beneficiary) or over a specified period of 10 years or more;

•	the payout is a RMD as defined under the Code;

•	the payout is made on account of an eligible hardship; or

•	the payout is a corrective distribution.

State withholding also may be imposed on taxable distributions.

Penalties: If you receive amounts from your qualified contract before reaching age 59 1/2, you may have to pay a 10% IRS penalty on the amount includable in your ordinary income. However, this penalty generally will not apply to any amount received:

•	because of your death;

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•	because you become disabled (as defined in the Code);

•	if the distribution is part of a series of substantially equal periodic payments made at least annually, over your life or life expectancy (or joint lives or life expectancies of you and your beneficiary);

•	if the distribution is made following severance from employment during the calendar year in which you attain age 55 (TSAs and annuities funding 401(a) plans only);

•	to pay certain medical or education expenses (IRAs only); or

•	if the distribution is made from an inherited IRA.

Death benefits to beneficiaries: The entire death benefit generally is taxable as ordinary income to the beneficiary in the year he/she receives the payments from the qualified annuity. If you made non-deductible contributions to a traditional IRA, the portion of any distribution from the contract that represents after-tax contributions is not taxable as ordinary income to your beneficiary. You are responsible for keeping all records tracking your non-deductible contributions to an IRA. Death benefits under a Roth IRA generally are not taxable as ordinary income to the beneficiary if certain distribution requirements are met. (See also “Benefits in Case of Death — If you Die Before the Retirement Date”).

Change of retirement plan type: IRS regulations allow for rollovers of certain retirement plan distributions. In some circumstances, you may be able to have an intra-contract rollover, keeping the same features and conditions. If the annuity contract you have does not support an intra-contract rollover, you are able to request an IRS approved rollover to another annuity contract or other investment product that you choose. If you choose another annuity contract or investment product, you will be subject to new rules, including a new withdrawal charge schedule for an annuity contract, or other product rules as applicable.

Assignment: You may not assign or pledge your qualified contract as collateral for a loan.

OTHER
Purchase payment credits: These are considered earnings and are taxed accordingly when withdrawn or paid out.

Special considerations if you select any optional rider: As of the date of this prospectus, we believe that charges related to these riders are not subject to current taxation. Therefore, we will not report these charges as partial withdrawals from your contract. However, the IRS may determine that these charges should be treated as partial withdrawals subject to taxation to the extent of any gain as well as the 10% tax penalty for withdrawals before the age of 59 1/2, if applicable.

We reserve the right to report charges for these riders as partial withdrawals if we, as a withholding and reporting agent, believe that we are required to report them. In addition, we will report any benefits attributable to these riders on the death of you or the annuitant as an annuity death benefit distribution, not as proceeds from life insurance.

Important: Our discussion of federal tax laws is based upon our understanding of current interpretations of these laws. Federal tax laws or current interpretations of them may change. For this reason and because tax consequences are complex and highly individual and cannot always be anticipated, you should consult a tax advisor if you have any questions about taxation of your contract.

RiverSource Life’s tax status: We are taxed as a life insurance company under the Code. For federal income tax purposes, the subaccounts are considered a part of our company, although their operations are treated separately in accounting and financial statements. Investment income is reinvested in the fund in which each subaccount invests and becomes part of that subaccount’s value. This investment income, including realized capital gains, is not subject to any withholding for federal or state income taxes. We reserve the right to make such a charge in the future if there is a change in the tax treatment of variable annuities or in our tax status as we then understand it.

Tax qualification: We intend that the contract qualify as an annuity for federal income tax purposes. To that end, the provisions of the contract are to be interpreted to ensure or maintain such tax qualification, in spite of any other provisions of the contract. We reserve the right to amend the contract to reflect any clarifications that may be needed or are appropriate to maintain such qualification or to conform the contract to any applicable changes in the tax qualification requirements. We will send you a copy of any amendments.

Voting Rights

As a contract owner with investments in the subaccounts, you may vote on important fund policies until annuity payouts begin. Once they begin, the person receiving them has voting rights. We will vote fund shares according to the instructions of the person with voting rights.

Before annuity payouts begin, the number of votes you have is determined by applying your percentage interest in each subaccount to the total number of votes allowed to the subaccount.

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After annuity payouts begin, the number of votes you have is equal to:

•	the reserve held in each subaccount for your contract; divided by

•	the net asset value of one share of the applicable fund.

As we make annuity payouts, the reserve for the contract decreases; therefore, the number of votes also will decrease.

We calculate votes separately for each subaccount. We will send notice of shareholders’ meetings, proxy materials and a statement of the number of votes to which the voter is entitled. We will vote shares for which we have not received instructions in the same proportion as the votes for which we received instructions. We also will vote the shares for which we have voting rights in the same proportion as the votes for which we received instructions.

Substitution of Investments

We may substitute the funds in which the subaccounts invest if:

•	laws or regulations change;

•	the existing funds become unavailable; or

•	in our judgment, the funds no longer are suitable (or are not the most suitable) for the subaccounts.

If any of these situations occur, and if we believe it is in the best interest of persons having voting rights under the contract, we have the right to substitute a fund currently listed in this prospectus (existing fund) for another fund (new fund). The new fund may have higher fees and/or operating expenses than the existing fund. Also, the new fund may have investment objectives and policies and/or investment advisers which differ from the existing fund.

We may also:

•	add new subaccounts;

•	combine any two or more subaccounts;

•	transfer assets to and from the subaccounts or the variable account; and

•	eliminate or close any subaccounts.

We will notify you of any substitution or change. If we notify you that a subaccount will be eliminated or closed, you will have a certain period of time to tell us where to reallocate purchase payments or contract value currently allocated to that subaccount. If we do not receive your reallocation instructions by the due date, we automatically will reallocate to the subaccount investing in the Columbia Variable Portfolio — Cash Management Fund (Class 3). You may then transfer this reallocated amount in accordance with the transfer provisions of your contract (see “Transferring Between Accounts” above).

In the event of substitution or any of these changes, we may amend the contract and take whatever action is necessary and appropriate without your consent or approval. However, we will not make any substitution or change without the necessary approval of the SEC and state insurance departments.

About the Service Providers

PRINCIPAL UNDERWRITER
RiverSource Distributors, Inc. (“RiverSource Distributors”), our affiliate, serves as the principal underwriter of the contract. Its offices are located at 70100 Ameriprise Financial Center, Minneapolis, MN 55474. RiverSource Distributors is a wholly-owned subsidiary of Ameriprise Financial, Inc.

Although we no longer offer the contract for sale, you may continue to make purchase payments if permitted under the terms of your contract. We pay commissions to an affiliated selling firm of up to 5.50% each time a purchase payment is made as well as service/trail commissions of up to 0.25% of the contract value based on annual total contract value for as long as the contract remains in effect. We also may pay an additional sales commission of up to 1.00% of purchase payments for a period of time we select. These commissions do not change depending on which subaccounts you choose to allocate your purchase payments.

From time to time and in accordance with applicable laws and regulations, we may also pay or provide the selling firm with various cash and non-cash promotional incentives including, but not limited to bonuses, short-term sales incentive payments, marketing allowances, costs associated with sales conferences and educational seminars and sales recognition awards.

A portion of the payments made to the selling firm may be passed on to its sales representatives in accordance with its internal compensation programs. Those programs may also include other types of cash and non-cash compensation and other benefits.

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Ask your sales representative for further information about what your sales representative and the selling firm for which he or she works may receive in connection with your contract.

We pay the commissions and other compensation described above from our assets. Our assets include:

•	revenues we receive from fees and expenses that you will pay when buying, owning and making a withdrawal from the contract (see “Expense Summary”);

•	compensation we or an affiliate receive from the underlying funds in the form of distribution and services fees (see “The Variable Account and the Funds — The funds”);

•	compensation we or an affiliate receive from a fund’s investment adviser, subadviser, distributor or an affiliate of any of these (see “The Variable Account and the Funds — The funds”); and

•	revenues we receive from other contracts and policies we sell that are not securities and other businesses we conduct.

You do not directly pay the commissions and other compensation described above as the result of a specific charge or deduction under the contract. However, you may pay part of all of the commissions and other compensation described above indirectly through:

•	fees and expenses we collect from contract owners, including withdrawal charges; and

•	fees and expenses charged by the underlying funds in which the subaccounts you select invest, to the extent we or one of our affiliates receive revenue from the funds or an affiliated person.

ISSUER
RiverSource Life issues the contracts. We are located at 70100 Ameriprise Financial Center, Minneapolis, MN 55474 and are a wholly-owned subsidiary of Ameriprise Financial, Inc.

We conduct a conventional life insurance business. We are licensed to do business in 49 states, the District of Columbia and American Samoa. Our primary products currently include fixed and variable annuity contracts and life insurance policies.

LEGAL PROCEEDINGS
Life insurance companies have been the subject of increasing regulatory, legislative and judicial scrutiny. Numerous state and federal regulatory agencies have commenced examinations and other inquiries of insurance companies regarding sales and marketing practices (including sales to older consumers and disclosure practices), claims handling, and unclaimed property and escheatment practices and procedures. With regard to an industry-wide investigation of unclaimed property and escheatment practices and procedures, RiverSource Life is responding to regulatory audits, market conduct examinations and other inquiries (including inquiries from the State of Minnesota). RiverSource Life has cooperated with and will continue to cooperate with the applicable regulators regarding their inquiries.

RiverSource Life is involved in the normal course of business in a number of other legal and arbitration proceedings concerning matters arising in connection with the conduct of its business activities. RiverSource Life believes that it is not a party to, nor are any of its properties the subject of, any pending legal, arbitration or regulatory proceedings that would have a material adverse effect on its consolidated financial condition, results of operations or liquidity. However, it is possible that the outcome of any such proceedings could have a material adverse impact on results of operations in any particular reporting period as the proceedings are resolved.

Additional Information

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
RiverSource Life is incorporating by reference in this prospectus information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information that we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC automatically will update and supersede this information. The Annual Report on Form 10-K of RiverSource Life Insurance Company for the year ended December 31, 2012, File No. 33-28976, that we previously filed with the SEC under the Securities Exchange Act of 1934 (1934 Act) is incorporated by reference into this prospectus, as well as all of our subsequent annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC under the 1934 Act. To access this document, see “SEC Filings” under “Investors Relations” on our website at www.ameriprise.com.

RiverSource Life will furnish you without charge a copy of any or all of the documents incorporated by reference into this prospectus, including any exhibits to such documents which have been specifically incorporated by reference. We will do so upon receipt of your written or oral request. You can contact RiverSource Life at the telephone number and address listed on the first page of this prospectus.

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AVAILABLE INFORMATION
This prospectus is part of a registration statement we file with the SEC. Additional information on RiverSource Life and on this offering is available in the registration statement. You can obtain copies of these materials at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. In addition to this prospectus, the SAI and information about the contract, information incorporated by reference is available on the EDGAR Database on the SEC’s Internet site at (http://www.sec.gov).

INDEMNIFICATION
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (Securities Act) may be permitted to directors and officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

 82  WELLS FARGO ADVANTAGE SELECT VARIABLE ANNUITY — PROSPECTUS

APPENDICES

Table of Contents and Cross-Reference Table

APPENDIX NAME	PAGE #	CROSS-REFERENCE	PAGE #

Appendix A: Example — Market Value Adjustment (MVA)	p. 84	Guarantee Period Accounts (GPAs)	p. 23

Appendix B: Example — Income Assurer Benefit Rider Fee	p. 86	Charges — Income Assurer Benefit Rider Fee	p. 35

Appendix C: Example — Withdrawal Charges	p. 87	Charges — Withdrawal Charge	p. 32

Appendix D: Example — Death Benefits	p. 92	Benefits in Case of Death	p. 48

Appendix E: Example — Accumulation Protector Benefit Rider	p. 95	Optional Benefits — Accumulation Protector Benefit Rider	p. 51

Appendix F: Example — Guarantor Withdrawal Benefit for Life Rider	p. 96	Optional Benefits — Guarantor Withdrawal Benefit for Life Rider	p. 53

Appendix G: Guarantor Withdrawal Benefit for Life Rider — Additional RMD Disclosure	p. 98	Optional Benefits — Guarantor Withdrawal Benefit for Life Rider	p. 53

Appendix H: Example — Guarantor Withdrawal Benefit — Rider B Disclosure	p. 100	Optional Benefits — Guarantor Withdrawal Benefit Rider	p. 62

Appendix I: Guarantor Withdrawal Benefit Rider — Additional RMD Disclosure	p. 105	Optional Benefits — Guarantor Withdrawal Benefit Rider	p. 62

Appendix J: Example — Guarantor Withdrawal Benefit Rider	p. 106	Optional Benefits — Guarantor Withdrawal Benefit Rider	p. 62

Appendix K: Example — Income Assurer Benefit Riders	p. 108	Optional Benefits — Income Assurer Benefit Riders	p. 67

Appendix L: Example — Benefit Protector Death Benefit Rider	p. 113	Optional Benefits — Benefit Protector Death Benefit Rider	p. 72

Appendix M: Example — Benefit Protector Plus Death Benefit Rider	p. 115	Optional Benefits — Benefit Protector Plus Death Benefit Rider	p. 73

Appendix N: Condensed Financial Information (Unaudited)	p. 117	Condensed Financial Information (Unaudited)	p. 15

The purpose of these appendices is first to illustrate the operation of various contract features and riders; second, to provide additional disclosure regarding various contract features and riders; and lastly, to provide condensed financial history (unaudited) of the subaccounts.

In order to demonstrate the contract features and riders, an example may show hypothetical contract values. These contract values do not represent past or future performance. Actual contract values may be more or less than those shown and will depend on a number of factors, including but not limited to the investment experience of the subaccounts, GPAs, DCA fixed account, and one-year fixed account and the fees and charges that apply to your contract.

The examples of death benefits and optional riders in appendices D through F and J through M include a partial withdrawal to illustrate the effect of a partial withdrawal on the particular benefit. These examples are intended to show how the optional riders operate, and do not take into account whether the rider is part of a qualified contract. Qualified contracts are subject to required minimum distributions at certain ages which may require you to take partial withdrawals from the contract (see “Taxes — Qualified Annuities — Required Minimum Distributions”). If you are considering the addition of certain death benefits and/or optional riders to a qualified contract, you should consult your tax advisor prior to making a purchase for an explanation of the potential tax implications to you.

WELLS FARGO ADVANTAGE SELECT VARIABLE ANNUITY — PROSPECTUS 83

Appendix A: Example — Market Value Adjustment (MVA)

As the examples below demonstrate, the application of an MVA may result in either a gain or a loss of principal. We refer to all of the transactions described below as “early withdrawals.”

Assumptions:

•	You purchase a contract and allocate part of your purchase payment to the ten-year GPA; and

•	we guarantee an interest rate of 3.0% annually for your ten-year guarantee period; and

•	after three years, you decide to make a withdrawal from your GPA. In other words, there are seven years left in your guarantee period.

Remember that the MVA depends partly on the interest rate of a new GPA for the same number of years as the guarantee period remaining on your GPA. In this case, that is seven years.

Example 1: Remember that your GPA is earning 3.0%. Assume at the time of your withdrawal new GPAs that we offer with a seven-year guarantee period are earning 3.5%. We add 0.10% to the 3.5% rate to get 3.6%. Your GPA’s 3.0% rate is less than the 3.6% rate and, so the MVA will be negative.

Example 2: Remember again that your GPA is earning 3.0%, and assume that new GPAs that we offer with a seven-year guarantee period are earning 2.5%. We add 0.10% to the 2.5% rate to get 2.6%. In this example, since your GPA’s 3.0% rate is greater than the 2.6% rate, the MVA will be positive. To determine that adjustment precisely, you will have to use the formula described below.

Sample MVA Calculations
The precise MVA formula we apply is as follows:

Early withdrawal amount ×	[(	1 + i 1 + j + .001)	n/12	− 1 ]	= MVA

Where i	= rate earned in the GPA from which amounts are being transferred or withdrawn.

j	= current rate for a new guarantee period equal to the remaining term in the current guarantee period.

n	= number of months remaining in the current guarantee period (rounded up).

Examples — MVA
Using assumptions similar to those we used in the examples above:

•	You purchase a contract and allocate part of your purchase payment to the ten-year GPA;

•	we guarantee an interest rate of 3.0% annually for your ten-year guarantee period; and

•	after three years, you decide to make a $1,000 withdrawal from your GPA. In other words, there are seven years left in your guarantee period.

Example 1: You request an early withdrawal of $1,000 from your ten-year GPA earning a guaranteed interest rate of 3.0%. Assume at the time of your withdrawal new GPAs that we offer with a seven-year guarantee period are earning 3.5%. Using the formula above, we determine the MVA as follows:

$1,000 ×	[(	1.030 1 + .035 + .001)	84/12	− 1]	= –$39.84

In this example, the MVA is a negative $39.84.

Example 2: You request an early withdrawal of $1,000 from your ten-year GPA earning a guaranteed interest rate of 3.0%. Assume at the time of your withdrawal new GPAs that we offer with a seven-year guarantee period are earning 2.5%. Using the formula above, we determine the MVA as follows:

$1,000 ×	[(	1.030 1 + .025 + .001)	84/12	− 1]	= $27.61

In this example, the MVA is a positive $27.61.

 84  WELLS FARGO ADVANTAGE SELECT VARIABLE ANNUITY — PROSPECTUS

Please note that when you allocate your purchase payment to the ten-year GPA and your purchase payment is in its fourth year from receipt at the beginning of the guarantee period, your withdrawal charge percentage is 7%, if you elected the seven-year withdrawal charge schedule and 4% if you elected a five-year withdrawal charge schedule. (See “Charges — Withdrawal Charge.”) We do not apply MVAs to the amounts we deduct for withdrawal charges, so we would deduct the withdrawal charge from your early withdrawal after we applied the MVA. Also note that when you request an early withdrawal, we withdraw an amount from your GPA that will give you the net amount you requested after we apply the MVA and any applicable withdrawal charge, unless you request otherwise.

The current interest rate we offer on the GPA will change periodically at our discretion. It is the rate we are then paying on purchase payments, renewals and transfers paid under this class of contracts for guarantee period durations equaling the remaining guarantee period of the GPA to which the formula is being applied.

WELLS FARGO ADVANTAGE SELECT VARIABLE ANNUITY — PROSPECTUS 85

Appendix B: Example — Income Assurer Benefit Rider Fee

Example — Income Assurer Benefit Rider Fee

Assumptions:

•	You purchase the contract with a payment of $50,000. You allocate all of your payment to the Protected Investment Options and make no transfers, add-ons or withdrawals; and

•	On the first contract anniversary your total contract value is $55,545; and

•	On the second contract anniversary your total contract value is $53,270.

We would calculate the Guaranteed Income Benefit Base for each Income Assurer Benefit on the second anniversary as follows:

The Income Assurer Benefit – MAV Guaranteed Income Benefit Base is the greatest of the following values:

Purchase Payments less adjusted partial withdrawals:	$50,000
Contract value on the second anniversary:	$53,270
Maximum Anniversary Value:	$55,545

Income Assurer Benefit – MAV Guaranteed Income Benefit Base	$55,545

The Income Assurer Benefit – 5% Accumulation Guaranteed Income Benefit Base is the greatest of the following values:

Purchase Payments less adjusted partial withdrawals:	$50,000
Contract value on the second anniversary:	$53,270
5% Variable Account Floor = 1.05 × 1.05 × $50,000	$55,125

Income Assurer Benefit – 5% Accumulation Guaranteed Income Benefit Base	$55,125

The Income Assurer Benefit – Greater of MAV or 5% Accumulation Guaranteed Income Benefit Base
is the greatest of the following values:

Purchase Payments less adjusted partial withdrawals:	$50,000
Contract value on the second anniversary:	$53,270
Maximum Anniversary Value:	$55,545
5% Variable Account Floor = 1.05 × 1.05 × $50,000	$55,125

Income Assurer Benefit – Greater of MAV or 5% Accumulation Guaranteed Income Benefit Base	$55,545

The Income Assurer Benefit fee deducted from your contract value would be:

Income Assurer Benefit – MAV fee =	.30% × $55,545 = $166.64
Income Assurer Benefit – 5% Accumulation Benefit Base fee =	.60% × $55,125 = $330.75
Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base fee =	.65% × $55,545 = $361.04

 86  WELLS FARGO ADVANTAGE SELECT VARIABLE ANNUITY — PROSPECTUS

Appendix C: Example — Withdrawal Charges

For purposes of calculating any withdrawal charge, including the examples illustrated below, we treat amounts withdrawn from your contract value in the following order:

1.	First, in each contract year, we withdraw amounts totaling:

•	up to 10% of your prior anniversary’s contract value or your contract’s remaining benefit payment if you elected the Guarantor Withdrawal Benefit rider and your remaining benefit payment is greater than 10% of your prior anniversary’s contract value. We do not assess a withdrawal charge on this amount.

•	up to 10% of your prior anniversary’s contract value or the greater of your contract’s remaining benefit payment or remaining annual lifetime payment if you elected the Guarantor Withdrawal Benefit for Life rider, and the greater of your remaining annual lifetime payment and your remaining benefit payment is greater than 10% of your prior anniversary’s contract value. We do not assess a withdrawal charge on this amount.

2.	Next, we withdraw contract earnings, if any, that are greater than the amount described in number one above. We do not assess a withdrawal charge on contract earnings.

3.	Next we withdraw purchase payments received prior to the withdrawal charge period shown in your contract. We do not assess a withdrawal charge on these purchase payments.

4.	Finally, if necessary, we withdraw purchase payments received that are still within the withdrawal charge period you selected and shown in your contract. We withdraw these payments on a “first-in, first-out” (FIFO) basis. We do assess a withdrawal charge on these payments.

After withdrawing earnings in numbers one and two above, we next withdraw enough additional contract value (ACV) to meet your requested withdrawal amount. If the amount described in number one above was greater than contract earnings prior to the withdrawal, the excess (XSF) will be excluded from the purchase payments being withdrawn that were received most recently when calculating the withdrawal charge. We determine the amount of purchase payments being withdrawn (PPW) in numbers three and four above as:

       PPW = XSF + (ACV – XSF) / (CV – TFA) × (PPNPW – XSF)

If the additional contract value withdrawn is less than XSF, then PPW will equal ACV.

We determine current contract earnings (CE) by looking at the entire contract value (CV), not the earnings of any particular subaccount, GPA, the one-year fixed account or the DCA fixed account. If the contract value is less than purchase payments received and not previously withdrawn (PPNPW) then contract earnings are zero.

The examples below show how the withdrawal charge for a full and partial withdrawal is calculated for a contract with a seven-year withdrawal charge schedule. Each example illustrates the amount of the withdrawal charge for both a contract that experiences gains and a contract that experiences losses, given the same set of assumptions.

WELLS FARGO ADVANTAGE SELECT VARIABLE ANNUITY — PROSPECTUS 87

Full withdrawal charge calculation — seven-year withdrawal charge schedule:

This is an example of how we calculate the withdrawal charge on a contract with a seven-year (from the date of each purchase payment) withdrawal charge schedule and the following history:

Assumptions:

•	We receive a single $50,000 purchase payment;

•	During the fourth contract year you withdraw the contract for its total value. The withdrawal charge percentage in the fourth year after a purchase payment is 7.0%; and

•	You have made no prior withdrawals.

We will look at two situations, one where the contract has a gain and another where there is a loss:

	Contract with Gain	Contract with Loss

Contract value just prior to withdrawal:	60,000.00	40,000.00
Contract value on prior anniversary:	58,000.00	42,000.00

We calculate the withdrawal charge as follows:

		Contract with Gain	Contract with Loss

Step 1.	First, we determine the amount of earnings available in the contract at the time of withdrawal as:
	Contract value just prior to withdrawal (CV):	60,000.00	40,000.00
	Less purchase payments received and not previously withdrawn (PPNPW):	50,000.00	50,000.00

	Earnings in the contract (but not less than zero):	10,000.00	0.00

Step 2.	Next, we determine the Total Free Amount (TFA) available in the contract as the greatest of the following values:
	Earnings in the contract:	10,000.00	0.00
	10% of the prior anniversary’s contract value:	5,800.00	4,200.00

	TFA (but not less than zero):	10,000.00	4,200.00

Step 3.	Next we determine ACV, the amount by which the contract value withdrawn exceeds earnings.
	Contract value withdrawn:	60,000.00	40,000.00
	Less earnings in the contract:	10,000.00	0.00

	ACV (but not less than zero):	50,000.00	40,000.00

Step 4.	Next we determine XSF, the amount by which 10% of the prior anniversary’s contract value exceeds earnings.
	10% of the prior anniversary’s contract value:	5,800.00	4,200.00
	Less earnings in the contract:	10,000.00	0.00

	XSF (but not less than zero):	0.00	4,200.00

Step 5.	Now we can determine how much of the PPNPW is being withdrawn (PPW) as follows:
	PPW = XSF + (ACV – XSF) / (CV – TFA) × (PPNPW – XSF)
	XSF from Step 4 =	0.00	4,200.00
	ACV from Step 3 =	50,000.00	40,000.00
	CV from Step 1 =	60,000.00	40,000.00
	TFA from Step 2 =	10,000.00	4,200.00
	PPNPW from Step 1 =	50,000.00	50,000.00

	PPW =	50,000.00	50,000.00

 88  WELLS FARGO ADVANTAGE SELECT VARIABLE ANNUITY — PROSPECTUS

		Contract with Gain	Contract with Loss

Step 6.	We then calculate the withdrawal charge as a percentage of PPW. Note that for a contract with a loss, PPW may be greater than the amount you request to withdraw:
	PPW:	50,000.00	50,000.00
	less XSF:	0.00	4,200.00

	amount of PPW subject to a withdrawal charge:	50,000.00	45,800.00
	multiplied by the withdrawal charge rate:	× 7.0%	× 7.0%

	withdrawal charge:	3,500.00	3,206.00

Step 7.	The dollar amount you will receive as a result of your full withdrawal is determined as:
	Contract value withdrawn:	60,000.00	40,000.00
	Withdrawal charge:	(3,500.00)	(3,206.00)
	Contract charge (assessed upon full withdrawal):	(40.00)	(40.00)

	Net full withdrawal proceeds:	56,460.00	36,754.00

WELLS FARGO ADVANTAGE SELECT VARIABLE ANNUITY — PROSPECTUS 89

Partial withdrawal charge calculation — seven-year withdrawal charge schedule:

This is an example of how we calculate the withdrawal charge on a contract with a seven-year (from the date of each purchase payment) withdrawal charge schedule and the following history:

Assumptions:

•	We receive a single $50,000 purchase payment;

•	During the fourth contract year you request a net partial withdrawal of $15,000.00. The withdrawal charge percentage in the fourth year after a purchase payment is 7.0%; and

•	You have made no prior withdrawals.

We will look at two situations, one where the contract has a gain and another where there is a loss:

	Contract with Gain	Contract with Loss

Contract value just prior to withdrawal:	60,000.00	40,000.00
Contract value on prior anniversary:	58,000.00	42,000.00

We determine the amount of contract value that must be withdrawn in order for the net partial withdrawal proceeds to match the amount requested. We start with an estimate of the amount of contract value to withdraw and calculate the resulting withdrawal charge and net partial withdrawal proceeds as illustrated below. We then adjust our estimate and repeat until we determine the amount of contract value to withdraw that generates the desired net partial withdrawal proceeds.

We calculate the withdrawal charge for each estimate as follows:
Step 1.	First, we determine the amount of earnings available in the contract at the time of withdrawal as:
	Contract value just prior to withdrawal (CV):	60,000.00	40,000.00
	Less purchase payments received and not previously withdrawn (PPNPW):	50,000.00	50,000.00

	Earnings in the contract (but not less than zero):	10,000.00	0.00

Step 2.	Next, we determine the Total Free Amount (TFA) available in the contract as the greatest of the following values:
	Earnings in the contract:	10,000.00	0.00
	10% of the prior anniversary’s contract value:	5,800.00	4,200.00

	TFA (but not less than zero):	10,000.00	4,200.00

Step 3.	Next we determine ACV, the amount by which the contract value withdrawn exceeds earnings.
	Contract value withdrawn:	15,376.34	16,062.31
	Less earnings in the contract:	10,000.00	0.00

	ACV (but not less than zero):	5,376.34	16,062.31

Step 4.	Next we determine XSF, the amount by which 10% of the prior anniversary’s contract value exceeds earnings.
	10% of the prior anniversary’s contract value:	5,800.00	4,200.00
	Less earnings in the contract:	10,000.00	0.00

	XSF (but not less than zero):	0.00	4,200.00

Step 5.	Now we can determine how much of the PPNPW is being withdrawn (PPW) as follows:
	PPW = XSF + (ACV – XSF) / (CV – TFA) × (PPNPW – XSF)
	XSF from Step 4 =	0.00	4,200.00
	ACV from Step 3 =	5,376.34	16,062.31
	CV from Step 1 =	60,000.00	40,000.00
	TFA from Step 2 =	10,000.00	4,200.00
	PPNPW from Step 1 =	50,000.00	50,000.00

	PPW =	5,376.34	19,375.80

 90  WELLS FARGO ADVANTAGE SELECT VARIABLE ANNUITY — PROSPECTUS

		Contract with Gain	Contract with Loss

Step 6.	We then calculate the withdrawal charge as a percentage of PPW. Note that for a contract with a loss, PPW may be greater than the amount you request to withdraw:
	PPW:	5,376.34	19,375.80
	less XSF:	0.00	4,200.00

	amount of PPW subject to a withdrawal charge:	5,376.34	15,175.80
	multiplied by the withdrawal charge rate:	× 7.0%	× 7.0%

	withdrawal charge:	376.34	1,062.31

Step 7.	The dollar amount you will receive as a result of your partial withdrawal is determined as:
	Contract value withdrawn:	15,376.34	16,062.31
	Withdrawal charge:	(376.34)	(1,062.31)

	Net partial withdrawal proceeds:	15,000.00	15,000.00

WELLS FARGO ADVANTAGE SELECT VARIABLE ANNUITY — PROSPECTUS 91

Appendix D: Example — Death Benefits

Example — ROP Death Benefit

Assumptions:

•	You purchase the contract with a payment of $20,000; and

•	On the first contract anniversary you make an additional purchase payment of $5,000; and

•	During the second contract year the contract value falls to $22,000 and you take a $1,500 (including withdrawal charge) partial withdrawal; and

•	During the third contract year the contract value grows to $23,000.

We calculate the ROP Death Benefit as follows:
Contract value at death:	$23,000.00

Purchase payments minus adjusted partial withdrawals:
Total purchase payments:	$25,000.00
minus adjusted partial withdrawals calculated as:
$1,500 × $25,000 $22,000 =	−1,704.55
for a death benefit of:	$23,295.45

The ROP Death Benefit, calculated as the greatest of these two values:	$23,295.45

Example — MAV Death Benefit

•	You purchase the contract with a payment of $25,000 and

•	On the first contract anniversary the contract value grows to $26,000; and

•	During the second contract year the contract value falls to $22,000, at which point you take a $1,500 (including withdrawal charge) partial withdrawal, leaving a contract value of $20,500.

We calculate the MAV Death Benefit, which is based on the greater of three values, as follows:
1. Contract value at death:	$20,500.00

2. Purchase payments minus adjusted partial withdrawals:
Total purchase payments:	$25,000.00
minus adjusted partial withdrawals, calculated as:
$1,500 × $25,000 $22,000 =	−1,704.55
for a death benefit of:	$23,295.45

3. The MAV immediately preceding the date of death:
Greatest of your contract anniversary values:	$26,000.00
plus purchase payments made since the prior anniversary:	+0.00
minus the death benefit adjusted partial withdrawals, calculated as:
$1,500 × $26,000 $22,000 =	−1,772.73
for a death benefit of:	$24,227.27

The MAV Death Benefit, calculated as the greatest of these three values, which is the MAV:	$24,227.27

 92  WELLS FARGO ADVANTAGE SELECT VARIABLE ANNUITY — PROSPECTUS

Example — 5% Accumulation Death Benefit

Assumptions:

•	You purchase the contract with a payment of $25,000 with $5,000 allocated to the GPA accounts and $20,000 allocated to the subaccounts; and

•	On the first contract anniversary, the GPA account value is $5,200 and the subaccount value is $17,000. Total contract value is $23,200; and

•	During the second contract year the GPA account value is $5,300 and the subaccount value is $19,000. Total contract value is $24,300. You take a $1,500 (including withdrawal charge) partial withdrawal all from the subaccounts, leaving the contract value at $22,800.

The death benefit, which is based on the greatest of three values, is calculated as follows:
1. Contract value at death:	$22,800.00

2. Purchase payments minus adjusted partial withdrawals:
Total purchase payments:	$25,000.00
minus adjusted partial withdrawals, calculated as:
$1,500 × $25,000 $24,300 =	–1,543.21
for a death benefit of:	$23,456.79

3. The 5% variable account floor:
The variable account floor on the first contract anniversary, calculated as: 1.05 × $20,000 =	$21,000.00
plus amounts allocated to the subaccounts since that anniversary:	+0.00
minus the 5% variable account floor adjusted partial withdrawal from the subaccounts, calculated as:
$1,500 × $21,000 $19,000 =	–$1,657.89
variable account floor benefit:	$19,342.11
plus the GPA account value:	+5,300.00
5% variable account floor (value of the GPA account, the one-year fixed account and the variable
account floor):	$24,642.11

The 5% Accumulation Death Benefit, calculated as the greatest of these three values,

which is the 5% variable account floor:	$24,642.11

WELLS FARGO ADVANTAGE SELECT VARIABLE ANNUITY — PROSPECTUS 93

Example — Enhanced Death Benefit

Assumptions:

•	You purchase the contract with a payment of $25,000 with $5,000 allocated to the GPA accounts and $20,000 allocated to the subaccounts; and

•	On the first contract anniversary, the GPA account value is $5,200 and the subaccount value is $17,000. Total contract value is $23,200; and

•	During the second contract year, the GPA account value is $5,300 and the subaccount value is $19,000. Total contract value is $24,300. You take a $1,500 (including withdrawal charge) partial withdrawal all from the subaccounts, leaving the contract value at $22,800.

The death benefit, which is based on the greatest of four values, is calculated as follows:
1. Contract value at death:	$22,800.00

2. Purchase payments minus adjusted partial withdrawals:
Total purchase payments:	$25,000.00
minus adjusted partial withdrawals, calculated as:
$1,500 × $25,000 $24,300 =	–1,543.21
for a death benefit of:	$23,456.79

3. The MAV on the anniversary immediately preceding the date of death:
The MAV on the immediately preceding anniversary:	$25,000.00
plus purchase payments made since that anniversary:	+0.00
minus adjusted partial withdrawals made since that anniversary, calculated as:
$1,500 × $25,000 $24,300 =	–1,543.21
for a MAV Death Benefit of:	$23,456.79

4. The 5% variable account floor:
The variable account floor the first contract anniversary, calculated as: 1.05 × $20,000 =	$21,000.00
plus amounts allocated to the subaccounts since that anniversary:	+0.00
minus the 5% variable account floor adjusted partial withdrawal from the subaccounts, calculated as:
$1,500 × $21,000 $19,000 =	–1,657.89
variable account floor benefit:	$19,342.11
plus the GPA value:	+5,300.00

5% variable account floor (value of the GPAs, the one-year fixed account and the variable
account floor):	$24,642.11

Enhanced Death Benefit, calculated as the greatest of these four values,

which is the 5% variable account floor:	$24,642.11

 94  WELLS FARGO ADVANTAGE SELECT VARIABLE ANNUITY — PROSPECTUS

Appendix E: Example — Accumulation Protector Benefit Rider

The following example shows how the Accumulation Protector Benefit rider works based on hypothetical values. It is not intended to depict investment performance of the contract.

The example assumes:

•	You purchase the contract (with the Accumulation Protector Benefit rider) with a payment of $100,000.

•	You make no additional purchase payments.

•	You do not exercise the Elective Step-up option

				Initial payment	100,000
	Partial	MCAV			Hypothetical
End of	Withdrawals	Adjustment		Accumulation	Assumed
Contract	(beginning	for Partial		Benefit	Contract
Year	of year)	Withdrawal	MCAV	Amount	Value

1	0	0	100,000	0	112,000
2	0	0	102,400	0	128,000
3	0	0	108,000	0	135,000
4	0	0	108,000	0	125,000
5	0	0	108,000	0	110,000
6	2,000	1,964	106,036	0	122,000
7	0	0	112,000	0	140,000
8	0	0	112,000	0	121,000
9	5,000	4,628	107,372	0	98,000
10	0	0	107,372	22,372	85,000

WELLS FARGO ADVANTAGE SELECT VARIABLE ANNUITY — PROSPECTUS 95

Appendix F: Example — Guarantor Withdrawal Benefit for Life Rider

Example #1: Covered person has not reached age 65 at the time the contract and rider are purchased.

Assumptions:

•	You purchase the contract with a payment of $100,000.

•	You are the sole owner and also the annuitant. You are age 60.

•	You make no additional payments to the contract.

•	Automatic annual step-ups are applied each anniversary when available, where the contract value is greater than the RBA and/or 6% of the contract value is greater than the ALP. Applied annual step-ups are indicated in bold.

			Hypothetical
Contract			Assumed
Duration	Purchase	Partial	Contract	Basic Withdrawal Benefit						Lifetime Withdrawal Benefit
in Years	Payments	Withdrawals	Value	GBA		RBA		GBP	RBP	ALP			RALP

At Issue	$100,000	$ N/A	$100,000	$100,000		$100,000		$7,000	$7,000	$	N/A		$	N/A

0.5	0	7,000	92,000	100,000		93,000		7,000	0		N/A			N/A

1	0	0	91,000	100,000		93,000		7,000	7,000		N/A			N/A

1.5	0	7,000	83,000	100,000		86,000		7,000	0		N/A			N/A

2	0	0	81,000	100,000		86,000		7,000	7,000		N/A			N/A

5	0	0	75,000	100,000		86,000		7,000	7,000		5,160	(1)		5,160	(1)

5.5	0	5,160	70,000	100,000		80,840		7,000	1,840		5,160			0

6	0	0	69,000	100,000		80,840		7,000	7,000		5,160			5,160

6.5	0	7,000	62,000	100,000		73,840		7,000	0		3,720	(2)		0

7	0	0	70,000	100,000		73,840		7,000	7,000		4,200			4,200

7.5	0	10,000	51,000	51,000	(3)	51,000	(3)	3,570	0		3,060	(3)		0

8	0	0	55,000	55,000		55,000		3,850	3,850		3,300			3,300

At this point, assuming no additional activity (step ups, excess withdrawals, purchase payments, spousal continuation or contract ownership change), you can continue to withdraw up to either the GBP of $3,850 each year until the RBA is reduced to zero, or the ALP of $3,300 each year until the later of your death or the RBA is reduced to zero.

(1)	The ALP and RALP are established on the contract anniversary date following the date the covered person reaches age 65.
(2)	The $7,000 withdrawal is greater than the $5,160 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the ALP, resetting the ALP to the lesser of the prior ALP or 6% of the contract value following the withdrawal.
(3)	The $10,000 withdrawal is greater than both the $7,000 RBP allowed under the basic withdrawal benefit and the $4,200 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the GBA, RBA, and ALP. The GBA is reset to the lesser of the prior GBA or the contract value following the withdrawal. The RBA is reset to the lesser of the prior RBA less the withdrawal or the contract value following the withdrawal. The ALP is reset to the lesser of the prior ALP or 6% of the contract value following the withdrawal.

 96  WELLS FARGO ADVANTAGE SELECT VARIABLE ANNUITY — PROSPECTUS

Example #2: Covered person has reached 65 at the time the contract and rider are purchased.

Assumptions:

•	You purchase the contract with a payment of $100,000.

•	You are the sole owner and also the annuitant. You are age 65.

•	You make no additional payments to the contract.

•	Automatic annual step-ups are applied each anniversary when available, where the contract value is greater than the RBA and/or 6% of the contract value is greater than the ALP. Applied annual step-ups are indicated in bold.

			Hypothetical
Contract			Assumed
Duration	Purchase	Partial	Contract	Basic Withdrawal Benefit							Lifetime Withdrawal Benefit
in Years	Payments	Withdrawals	Value	GBA		RBA		GBP	RBP		ALP		RALP

At Issue	$100,000	$ N/A	$100,000	$100,000		$100,000		$7,000	$7,000		$6,000		$6,000

1	0	0	105,000	105,000		105,000		7,350	7,000	(1)	6,300		6,000	(1)

2	0	0	110,000	110,000		110,000		7,700	7,000	(1)	6,600		6,000	(1)

3	0	0	110,000	110,000		110,000		7,700	7,700	(2)	6,600		6,600	(2)

3.5	0	6,600	110,000	110,000		103,400		7,700	1,100		6,600		0

4	0	0	115,000	115,000		115,000		8,050	8,050		6,900		6,900

4.5	0	8,050	116,000	115,000		106,950		8,050	0		6,900	(3)	0

5	0	0	120,000	120,000		120,000		8,400	8,400		7,200		7,200

5.5	0	10,000	122,000	120,000	(4)	110,000	(4)	8,400	0		7,200	(4)	0

6	0	0	125,000	125,000		125,000		8,750	8,750		7,500		7,500

At this point, assuming no additional activity (step ups, excess withdrawals, purchase payments, spousal continuation or contract ownership change), you can continue to withdraw up to either the GBP of $8,750 each year until the RBA is reduced to zero, or the ALP of $7,500 each year until the later of your death or the RBA is reduced to zero.

(1)	The annual step-up has not been applied to the RBP or RALP because any withdrawal after step up during the waiting period would reverse any prior step ups prior to determining if the withdrawal is excess. Therefore, during the waiting period, the RBP is the amount you can withdraw without incurring the GBA and RBA excess withdrawal processing, and the RALP is the amount you can withdraw without incurring the ALP excess withdrawal processing.
(2)	On the third anniversary (after the end of the waiting period), the RBP and RALP are set equal to the GBP and ALP, respectively.
(3)	The $8,050 withdrawal is greater than the $6,900 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the ALP, resetting the ALP to the lesser of the prior ALP or 6% of the contract value following the withdrawal.
(4)	The $10,000 withdrawal is greater than both the $8,400 RBP allowed under the basic withdrawal benefit and the $7,200 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the GBA, RBA, and ALP. The GBA is reset to the lesser of the prior GBA or the contract value following the withdrawal. The RBA is reset to the lesser of the prior RBA less the withdrawal or the contract value following the withdrawal. The ALP is reset to the lesser of the prior ALP or 6% of the contract value following the withdrawal.

WELLS FARGO ADVANTAGE SELECT VARIABLE ANNUITY — PROSPECTUS 97

Appendix G: Guarantor Withdrawal Benefit for Life Rider — Additional RMD Disclosure

This appendix describes our current administrative practice for determining the amount of withdrawals in any contract year which an owner may take under the Guarantor Withdrawal Benefit for Life rider to satisfy the RMD rules under 401(a)(9) of the Code without application of the excess withdrawal procedures described in the rider. We reserve the right to modify this administrative practice at any time upon 30 days’ written notice to you.

For owners subject to annual RMD rules under Section 401(a)(9) of the Code, the amounts you withdraw each year from this contract to satisfy these rules are not subject to excess withdrawal processing under the terms of the rider subject to the following rules and our current administrative practice:

(1)	If on the date we calculated your Annual Life Expectancy Required Minimum Distribution Amount (ALERMDA), it is greater than the RBP from the beginning of the current contract year,

•	Basic Additional Benefit Amount (BABA) will be set equal to that portion of your ALERMDA that exceeds the RBP from the beginning of the current contract year.

•	Any withdrawals taken in a contract year will count first against and reduce the RBP for that contract year.

•	Once the RBP for the current contract year has been depleted, any additional amounts withdrawn will count against and reduce the BABA. These withdrawals will not be considered excess withdrawals with regard to the GBA and RBA as long as they do not exceed the remaining BABA.

•	Once the BABA has been depleted, any additional withdrawal amounts will be considered excess withdrawals with regard to the GBA and RBA and will subject them all to the excess withdrawal processing described in the Guarantor Withdrawal Benefit for Life rider.

(2)	If on the date we calculated your ALERMDA, it is greater than the RALP from the beginning of the current Contract Year,

•	A Lifetime Additional Benefit Amount (LABA) will be set equal to that portion of your ALERMDA that exceeds the RALP from the beginning of the current contract year.

•	Any withdrawals taken in a contract year will count first against and reduce the RALP for that contract year.

•	Once the RALP for the current contract year has been depleted, any additional amounts withdrawn will count against and reduce the LABA. These withdrawals will not be considered excess withdrawals with regard to the ALP as long as they do not exceed the remaining LABA.

•	Once the LABA has been depleted, any additional withdrawal amounts will be considered excess withdrawals with regard to the ALP and will subject the ALP to the excess withdrawal processing described by the Guarantor Withdrawal Benefit for Life rider.

(3)	If the ALP is established on a policy anniversary where your current ALERMDA is greater than the new RALP,

•	An initial LABA will be set equal to that portion of your ALERMDA that exceeds the new RALP.

•	This new LABA will be immediately reduced by the amount that total withdrawals in the current calendar year exceed the new RALP, but shall not be reduced to less than zero.

The Annual Life Expectancy Required Minimum Distribution Amount (ALERMDA) is:

(1)	determined by us each calendar year;

(2)	based solely on the value of the contract to which the Guarantor Withdrawal Benefit for Life rider is attached as of the date we make the determination; and

(3)	based on the company’s understanding and interpretation of the requirements for life expectancy distributions intended to satisfy the required minimum distribution rules under Code Section 401(a)(9) and the Treasury Regulations promulgated thereunder, as applicable on the effective date of this prospectus, to:

1.	an individual retirement annuity (Section 408(b));

2.	a Roth individual retirement account (Section 408A);

3.	a Simplified Employee Pension plan (Section 408(k));

4.	a tax-sheltered annuity rollover (Section 403(b)).

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In the future, the requirements under the Code for such distributions may change and the life expectancy amount calculation provided under your Guarantor Withdrawal Benefit for Life rider may not be sufficient to satisfy the requirements under the Code for these types of distributions. In such a situation, amounts withdrawn to satisfy such distribution requirements will exceed your available RBP or RALP amount and may result in the reduction of your GBA, RBA, and/or ALP as described under the excess withdrawal provision of the rider.

In cases where the Code does not allow the life expectancy of a natural person to be used to calculate the required minimum distribution amount (e.g., ownership by a trust or a charity), we will calculate the life expectancy RMD amount calculated by us as zero in all years. The life expectancy required minimum distribution amount calculated by us will also equal zero in all years.

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Appendix H: Guarantor Withdrawal Benefit — Rider B Disclosure

GUARANTOR WITHDRAWAL BENEFIT RIDER
The Guarantor Withdrawal Benefit rider is an optional benefit that was offered for an additional annual charge if:

•	you purchased your contract prior to April 29, 2005(1),(2);

•	the rider was available in your state; and

•	you and the annuitant were 79 or younger on the date the contract was issued.

(1)	The Guarantor Withdrawal Benefit rider is not available under an inherited qualified annuity.
(2)	In previous disclosure, we have referred to this rider as Rider B. This rider is no longer available for purchase. See the Guarantor Withdrawal Benefit for Life and Guarantor Withdrawal Benefit sections in this prospectus for information about currently offered versions of this benefit. See the rider attached to your contract for the actual terms of the benefit you purchased.

You must elect the Guarantor Withdrawal Benefit rider when you purchase your contract (original rider). This benefit may not be available in your state. The original rider you receive at contract issue offers an elective annual step-up and any withdrawal after a step up during the first three years is considered an excess withdrawal, as described below. The rider effective date of the original rider is the contract issue date.

We will offer you the option of replacing the original rider with a new Guarantor Withdrawal Benefit (enhanced rider), if available in your state. The enhanced rider offers an automatic annual step-up and a withdrawal after a step up during the first three years is not necessarily an excess withdrawal, as described below. The effective date of the enhanced rider will be the contract issue date except for the automatic step-up which will apply to contract anniversaries that occur after you accept the enhanced rider. The descriptions below apply to both the original and enhanced riders unless otherwise noted.

The Guarantor Withdrawal Benefit initially provides a guaranteed minimum withdrawal benefit that gives you the right to take limited partial withdrawals in each contract year that over time will total an amount equal to your purchase payments plus any purchase payment credits. Certain withdrawals and step ups, as described below, can cause the initial guaranteed withdrawal benefit to change. The guarantee remains in effect if your partial withdrawals in a contract year do not exceed the allowed amount. As long as your withdrawals in each contract year do not exceed the allowed amount, you will not be assessed a withdrawal charge. Under the original rider, the allowed amount is the Guaranteed Benefit Payment (GBP — the amount you may withdraw under the terms of the rider in each contract year, subject to certain restrictions prior to the third contract anniversary, as described below). Under the enhanced rider, the allowed amount is equal to 7% of purchase payments and purchase payment credits for the first three years, and the GBP in all other years.

If you withdraw an amount greater than the allowed amount in a contract year, we call this an “excess withdrawal” under the rider. If you make an excess withdrawal under the rider:

•	withdrawal charges, if applicable, will apply only to the amount of the withdrawal that exceeds the allowed amount;

•	the guaranteed benefit amount will be adjusted as described below; and

•	the remaining benefit amount will be adjusted as described below.

For a partial withdrawal that is subject to a withdrawal charge, the amount we actually deduct from your contract value will be the amount you request plus any applicable withdrawal charge (see “Charges — Withdrawal Charge”). Market value adjustments, if applicable, will also be made (see “Guarantee Period Accounts (GPAs) — Market Value Adjustment”). We pay you the amount you request. Any partial withdrawals you take under the contract will reduce the value of the death benefits (see “Benefits in Case of Death”). Upon full withdrawal of the contract, you will receive the remaining contract value less any applicable charges (see “Withdrawals”).

Once elected, the Guarantor Withdrawal Benefit rider may not be cancelled and the fee will continue to be deducted until the contract is terminated, the contract value reduces to zero (described below) or annuity payouts begin. If you select the Guarantor Withdrawal Benefit rider, you may not select an Income Assurer Benefit rider or the Accumulation Protector Benefit rider. If you exercise the annual step up election (see “Elective Step Up” and “Annual Step Up” below), the special spousal continuation step up election (see “Spousal Continuation and Special Spousal Continuation Step Up” below) or change your PN program model portfolio or investment option, the rider charge may change (see “Charges”).

You should consider whether the Guarantor Withdrawal Benefit is appropriate for you because:

•	Use of Asset Allocation Program Required: You must participate in the asset allocation program (see “Making the Most of Your Contract — Asset Allocation Program”), however, you may elect to participate in the PN program after May 1, 2006 (see “Making the Most of Your Contract — Portfolio Navigator Program”). The PN program and the asset allocation program limit your choice of investments. This means you will not be able to allocate contract value to all of the subaccounts, GPAs or the one-year fixed account that are available under the contract to contract owners who do not elect this rider. (See “Making the Most of Your Contract — Asset Allocation Program and Portfolio Navigator Program.”);

 100  WELLS FARGO ADVANTAGE SELECT VARIABLE ANNUITY — PROSPECTUS

•	Tax Considerations for Non-Qualified Annuities: Withdrawals are taxable income to the extent of earnings. Withdrawals of earnings before age 59 1/2 may incur a 10% IRS early withdrawal penalty and may be considered taxable income;

•	Tax Considerations for Qualified Annuities: Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract (see “Taxes — Qualified Annuities — Required Minimum Distributions”). If you have a qualified annuity, you may need to take an RMD. If you make a withdrawal in any contract year to satisfy an RMD, this may constitute an excess withdrawal, as defined below, and the excess withdrawal procedures described below will apply. Under the terms of the enhanced rider, we allow you to satisfy the RMD based on the life expectancy RMD for your contract and the requirements of the Code and regulations in effect when you purchase your contract, without the withdrawal being treated as an excess withdrawal. It is our current administrative practice to make the same accommodation under the original rider, however, we reserve the right to modify our administrative practice and will give you 30 days’ written notice of any such change. See Appendix I for additional information. RMD rules follow the calendar year which most likely does not coincide with your contract year and therefore may limit when you can take your RMD and not be subject to excess withdrawal processing. You should consult your tax advisor before you select this optional rider if you have any questions about the use of this rider in your tax situation;

•	Limitations on TSAs: Your right to take withdrawals is restricted if your contract is a TSA (see “TSA — Special Provisions”). Therefore, the Guarantor Withdrawal Benefit rider may be of limited value to you. You should consult your tax advisor before you select this optional rider if you have any questions about the use of this rider in your tax situation;

•	Limitations on Purchase Payments: We reserve the right to limit the cumulative amount of purchase payments, subject to state restrictions. For current purchase payment restrictions, please see “Buying Your Contract — Purchase Payments”.

•	Interaction with the Total Free Amount (TFA) contract provision: The TFA is the amount you are allowed to withdraw in each contract year without incurring a withdrawal charge (see “Charges — Withdrawal Charge”). The TFA may be greater than GBP under this rider. Any amount you withdraw under the contract’s TFA provision that exceeds the GBP is subject to the excess withdrawal procedures for the GBA and RBA described below.

The terms “Guaranteed Benefit Amount” and “Remaining Benefit Amount” are described below. Each is used in the operation of the GBP, the RBP, the elective step up, the annual step up, the special spousal continuation step up and the Guarantor Withdrawal Benefit annuity payout option.

Guaranteed Benefit Amount
The Guaranteed Benefit Amount (GBA) is equal to the initial purchase payment, plus any purchase payment credits, adjusted for subsequent purchase payments, any purchase payment credits, partial withdrawals in excess of the GBP, and step ups. The maximum GBA is $5,000,000.

The GBA is determined at the following times:

•	At contract issue — the GBA is equal to the initial purchase payment, plus any purchase payment credit;

•	When you make additional purchase payments — each additional purchase payment plus any purchase payment credit has its own GBA equal to the amount of the purchase payment plus any purchase payment credit. The total GBA when an additional purchase payment and purchase payment credit are added is the sum of the individual GBAs immediately prior to the receipt of the additional purchase payment, plus the GBA associated with the additional purchase payment;

•	At step up — (see “Elective Step Up” and “Annual Step Up” headings below).

•	When you make a partial withdrawal:

a)	and all of your withdrawals in the current contract year, including the current withdrawal, are less than or equal to the GBP — the GBA remains unchanged. If the partial withdrawal is taken during the first three years, the GBA and the GBP are calculated after the reversal of any prior step ups;

b)	and all of your withdrawals in the current contract year, including the current withdrawal, are greater than the GBP — the following excess withdrawal processing will be applied to the GBA. If the partial withdrawal is taken during the first three years, the GBA and the GBP are calculated after the reversal of any prior step ups:

c)	under the original rider in a contract year after a step up but before the third contract anniversary — the following excess withdrawal processing will be applied to the GBA. If the partial withdrawal is taken during the first three years, the GBA and the GBP are calculated after the reversal of any prior step ups:

WELLS FARGO ADVANTAGE SELECT VARIABLE ANNUITY — PROSPECTUS 101

GBA EXCESS WITHDRAWAL PROCESSING
The total GBA will automatically be reset to the lesser of (a) the total GBA immediately prior to the withdrawal; or (b) the contract value immediately following the withdrawal. If there have been multiple purchase payments, each payment’s GBA after the withdrawal will be reset to equal that payment’s RBA after the withdrawal plus (a) times (b), where:

(a)	is the ratio of the total GBA after the withdrawal less the total RBA after the withdrawal to the total GBA before the withdrawal less the total RBA after the withdrawal; and

(b)	is each payment’s GBA before the withdrawal less that payment’s RBA after the withdrawal.

Remaining Benefit Amount
The remaining benefit amount (RBA) at any point is the total guaranteed amount available for future partial withdrawals. The maximum RBA is $5,000,000.

The RBA is determined at the following times:

•	At contract issue — the RBA is equal to the initial purchase payment plus any purchase payment credit;

•	When you make additional purchase payments — each additional purchase payment plus any purchase payment credit has its own RBA equal to the amount of the purchase payment plus any purchase payment credit. The total RBA when an additional purchase payment and purchase payment credit are added is the sum of the individual RBAs immediately prior to the receipt of the additional purchase payment, plus the RBA associated with the additional payment;

•	At step up — (see “Elective Step Up” and “Annual Step Up” headings below).

•	When you make a partial withdrawal:

a)	and all of your withdrawals in the current contract year, including the current withdrawal, are less than or equal to the GBP — the RBA becomes the RBA immediately prior to the partial withdrawal, less the partial withdrawal. If the partial withdrawal is taken during the first three years, the RBA and the GBP are calculated after the reversal of any prior step ups;

b)	and all of your withdrawals in the current contract year, including the current withdrawal, are greater than the GBP — the following excess withdrawal processing will be applied to the RBA. If the partial withdrawal is taken during the first three years, the RBA and the GBP are calculated after the reversal of any prior step ups;

c)	under the original rider after a step up but before the third contract anniversary — the following excess withdrawal processing will be applied to the RBA. If the partial withdrawal is taken during the first three years, the RBA and the GBP are calculated after the reversal of any prior step ups;

RBA EXCESS WITHDRAWAL PROCESSING
The RBA will automatically be reset to the lesser of (a) the contract value immediately following the withdrawal, or (b) the RBA immediately prior to the withdrawal, less the amount of the withdrawal.

If there have been multiple purchase payments, any reduction of the RBA will be taken out of each payment’s RBA in the following manner:

The withdrawal amount up to the remaining benefit payment (defined below) is taken out of each RBA bucket in proportion to its remaining benefit payment at the time of the withdrawal; and the withdrawal amount above the remaining benefit payment and any amount determined by the excess withdrawal procedure are taken out of each RBA bucket in proportion to its RBA at the time of the withdrawal.

Guaranteed Benefit Payment
Under the original rider, the GBP is the amount you may withdraw under the terms of the rider in each contract year, subject to certain restrictions prior to the third anniversary.

Under the enhanced rider, the GBP is the withdrawal amount that you are entitled to take each contract year after the third anniversary until the RBA is depleted.

Under both the original and enhanced riders, the GBP is the lesser of (a) 7% of the GBA; or (b) the RBA.

If you withdraw less than the GBP in a contract year, there is no carry over to the next contract year.

Remaining Benefit Payment
Under the original rider, at the beginning of each contract year, the remaining benefit payment (RBP) is set as the lesser of (a) the GBP, or (b) the RBA.

 102  WELLS FARGO ADVANTAGE SELECT VARIABLE ANNUITY — PROSPECTUS

Under the enhanced rider, at the beginning of each contract year, during the first three years and prior to any withdrawal, the RBP for each purchase payment is set equal to that purchase payment plus any purchase payment credit, multiplied by 7%. At the beginning of any other contract year, each individual RBP is set equal to each individual GBP.

Each additional purchase payment has its own RBP established equal to that payment’s GBP. The total RBP is equal to the sum of the individual RBPs.

Whenever a partial withdrawal is made, the RBP equals the RBP immediately prior to the partial withdrawal less the amount of the partial withdrawal, but not less than zero.

Elective Step Up (under the original rider only)
You have the option to increase the RBA, the GBA, the GBP and the RBP beginning with the first contract anniversary. An annual elective step up option is available for 30 days after the contract anniversary. The elective step up option allows you to step up the remaining benefit amount and guaranteed benefit amount to the contract value on the valuation date we receive your written request to step up.

The elective step up is subject to the following rules:

•	if you do not take any withdrawals during the first three years, you may step up annually beginning with the first contract anniversary;

•	if you take any withdrawals during the first three years, the annual elective step up will not be available until the third contract anniversary;

•	if you step up on the first or second contract anniversary but then take a withdrawal prior to the third contract anniversary, you will lose any prior step ups and the withdrawal will be considered an excess withdrawal subject to the GBA and RBA excess withdrawal procedures discussed under the “Guaranteed Benefit Amount” and “Remaining Benefit Amount” headings above; and

•	you may take withdrawals on or after the third contract anniversary without reversal of previous step ups.

You may only step up if your contract anniversary value is greater than the RBA. The elective step up will be determined as follows:

The effective date of the elective step up is the contract anniversary.

•	The RBA will be increased to an amount equal to the contract anniversary value.

•	The GBA will be increased to an amount equal to the greater of (a) the GBA immediately prior to the elective step up; or (b) the contract anniversary value.

•	The GBP will be increased to an amount equal to the greater of (a) the GBP immediately prior to the elective step up; or (b) 7% of the GBA after the elective step up.

•	The RBP will be increased to the lesser of (a) the RBA after the elective step up; or (b) the GBP after the elective step up.

You may elect a step up only once each contract year within 30 days after the contract anniversary. Once a step up has been elected, another step up may not be elected until the next contract anniversary.

Annual Step Up (under the enhanced rider only)
Beginning with the first contract anniversary after you accept the enhanced rider, an increase of the RBA, the GBA, the GBP and the RBP may be available. A step up does not create contract value, guarantee performance of any investment options, or provide a benefit that can be withdrawn or paid upon death. Rather, a step up determines the current values of the GBA, RBA, GBP, and RBP, and may extend the payment period or increase allowable payment.

The annual step up is subject to the following rules:

•	The annual step up is available when the RBA would increase on the step up date. The applicable step up date depends on whether the annual step up is applied on an automatic or elective basis.

•	If the application of the step does not increase the rider charge, the annual step up will be automatically applied to your contract and the step up date is the contract anniversary date.

•	If the application of the step up would increase the rider charge, the annual step up is not automatically applied. Instead, you have the option to step up for 30 days after the contract anniversary. If you exercise the elective annual step up option, you will pay the rider charge in effect on the step up date. If you wish to exercise the elective annual step up option, we must receive a request from you or your investment professional. The step up date is the date we receive your request to step up. If your request is received after the close of business, the step up date will be the next valuation day.

•	Only one step up is allowed each contract year.

•	If you take any withdrawals during the first three years, any previously applied step ups will be reversed and the annual step up will not be available until the third contract anniversary;

•	You may take withdrawals on or after the third contract anniversary without reversal of previous step ups.

WELLS FARGO ADVANTAGE SELECT VARIABLE ANNUITY — PROSPECTUS 103

The annual step up will be determined as follows:

•	The RBA will be increased to an amount equal to the contract value on the step up date.

•	The GBA will be increased to an amount equal to the greater of (a) the GBA immediately prior to the annual step up; or (b) the contract value on the step up date.

•	The GBP will be calculated as described earlier, but based on the increased GBA and RBA.

•	The RBP will be reset as follows:

(a) Prior to any withdrawals during the first three years, the RBP will not be affected by the step up.

(b)	At any other time, the RBP will be reset as the increased GBP less all prior withdrawals made during the current contract year, but never less than zero.

Spousal Continuation and Special Spousal Continuation Step Up
If a surviving spouse elects to continue the contract, this rider also continues. The spousal continuation step up is in addition to the elective step up or the annual step up. When a spouse elects to continue the contract, any rider feature processing particular to the first three years of the contract as described in this prospectus no longer applies. The GBA, RBA and GBP values remain unchanged. The RBP is automatically reset to the GBP less all prior withdrawals made in the current contract year, but not less than zero.

A spousal continuation step up occurs automatically when the spouse elects to continue the contract. The rider charge will not change upon this automatic step up.

Under this step up, the RBA will be reset to the greater of the RBA on the valuation date we receive the spouse’s written request to continue the contract and the death benefit that would otherwise have been paid; the GBA will be reset to the greater of the GBA on the valuation date we receive the spouse’ written request to continue the contract and the death benefit that would otherwise have been paid.

Guaranteed Withdrawal Benefit Annuity Payout Option
Several annuity payout plans are available under the contract. As an alternative to these annuity payout plans, a fixed annuity payout option is available under the Guarantor Withdrawal Benefit.

Under this option the amount payable each year will be equal to the remaining schedule of GBPs, but the total amount paid over the life of the annuity will not exceed the current total RBA at the time you begin this fixed annuity option. These annualized amounts will be paid in the frequency that you elect. The frequencies will be among those offered by us at that time but will be no less frequent than annually. If, at the death of the owner, total payments have been made for less than the RBA, the remaining payments will be paid to the beneficiary (see “The Annuity Payout Period” and “Taxes”).

This annuity payout option may also be elected by the beneficiary of a contract as a settlement option. Whenever multiple beneficiaries are designated under the contract, each such beneficiary’s share of the proceeds if they elect this option will be in proportion to their applicable designated beneficiary percentage. Beneficiaries of nonqualified contracts may elect this settlement option subject to the distribution requirements of the contract. We reserve the right to adjust the remaining schedule of GBPs if necessary to comply with the Code.

If Contract Value Reduces to Zero
If the contract value reduces to zero and the RBA remains greater than zero, the following will occur:

•	you will be paid according to the annuity payout option described above;

•	we will no longer accept additional purchase payments;

•	you will no longer be charged for the rider;

•	any attached death benefit riders will terminate; and

•	the death benefit becomes the remaining payments under the annuity payout option described above.

If the contract value falls to zero and the RBA is depleted, the Guarantor Withdrawal Benefit rider and the contract will terminate.

For an example, see Appendix J.

 104  WELLS FARGO ADVANTAGE SELECT VARIABLE ANNUITY — PROSPECTUS

Appendix I: Guarantor Withdrawal Benefit Rider —
Additional RMD Disclosure

This appendix describes our current administrative practice for determining the amount of withdrawals in any contract year which an owner may take under the Guarantor Withdrawal Benefit rider (including Riders A and B) to satisfy the RMD rules under 401(a)(9) of the Code without application of the excess withdrawal procedures described in the rider. We reserve the right to modify this administrative practice at any time upon 30 days’ written notice to you.

For owners subject to RMD rules under Section 401(a)(9) amounts you withdraw to satisfy these rules will not prompt excess withdrawal processing, subject to the following rules:

(1)	If your Annual Life Expectancy Required Minimum Distribution Amount (ALERMDA) is greater than the RBP from the beginning of the current contract year, an Additional Benefit Amount (ABA) will be set equal to that portion of your ALERMDA that exceeds the RBP.

(2)	Any withdrawals taken in a contract year will count first against and reduce the RBP for that contract year.

(3)	Once the RBP for the current contract year has been depleted, any additional amounts withdrawn will count against and reduce any ABA. These withdrawals will not be considered excess withdrawals as long as they do not exceed the remaining ABA.

(4)	Once the ABA has been depleted, any additional withdrawal amounts will be considered excess withdrawals and will initiate the excess withdrawal processing described in the Guarantor Withdrawal Benefit rider.

The ALERMDA is:

(1)	determined by us each calendar year;

(2)	based solely on the value of the contract to which the Guarantor Withdrawal Benefit rider is attached as of the date we make the determination; and

(3)	based on the company’s understanding and interpretation of the requirements for life expectancy distributions intended to satisfy the required minimum distribution rules under Section 401(a)(9) and the Treasury Regulations promulgated thereunder, as applicable, on the effective date of this prospectus to:

1.	an individual retirement annuity (Section 408(b));

2.	a Roth individual retirement account (Section 408A);

3.	a Simplified Employee Pension plan (Section 408(k));

4.	a tax-sheltered annuity rollover (Section 403(b)).

In the future, the requirements under the Code for such distributions may change and the life expectancy amount calculation provided under your Guarantor Withdrawal Benefit rider may not be sufficient to satisfy the requirements under the Code for these types of distributions. In such a situation, amounts withdrawn to satisfy such distribution requirements will exceed your RBP amount and may result in the reduction of your GBA and RBA as described under the excess withdrawal provision of the rider.

In cases where the Code does not allow the life expectancy of a natural person to be used to calculate the required minimum distribution amount (e.g. ownership by a trust or a charity), we will calculate the life expectancy RMD amount calculated by us as zero in all years. The life expectancy required minimum distribution amount calculated by us will also equal zero in all years.

WELLS FARGO ADVANTAGE SELECT VARIABLE ANNUITY — PROSPECTUS 105

Appendix J: Example — Guarantor Withdrawal Benefit Rider

Example of the Guarantor Withdrawal Benefit — This example illustrates both Rider A (see “Optional Benefits”) and Rider B (see Appendix H).

Assumption:

•	You purchase the contract with a payment of $100,000.

The Guaranteed Benefit Amount (GBA) equals your purchase payment:	$100,000
The Guaranteed Benefit Payment (GBP) equals 7% of your GBA:
0.07 × $100,000 =	$7,000
The Remaining Benefit Amount (RBA) equals your purchase payment:	$100,000
On the first contract anniversary the contract value grows to $110,000. You decide to step up your benefit.
The RBA equals 100% of your contract value:	$110,000
The GBA equals 100% of your contract value:	$110,000
The GBP equals 7% of your stepped-up GBA:
0.07 × $110,000 =	$7,700
During the fourth contract year you decide to take a partial withdrawal of $7,700.
You took a partial withdrawal equal to your GBP, so your RBA equals the prior RBA less the amount of the partial withdrawal:
$110,000 − $7,700 =	$102,300
The GBA equals the GBA immediately prior to the partial withdrawal:	$110,000
The GBP equals 7% of your GBA:
0.07 × $110,000 =	$7,700
On the fourth contract anniversary you make an additional purchase payment of $50,000.
The new RBA for the contract is equal to your prior RBA plus 100% of the additional purchase payment:
$102,300 + $50,000 =	$152,300
The new GBA for the contract is equal to your prior GBA plus 100% of the additional purchase payment:
$110,000 + $50,000 =	$160,000
The new GBP for the contract is equal to your prior GBP plus 7% of the additional purchase payment:
$7,700 + $3,500 =	$11,200
On the fifth contract anniversary your contract value grows to $200,000. You decide to step up your benefit.
The RBA equals 100% of your contract value:	$200,000
The GBA equals 100% of your contract value:	$200,000
The GBP equals 7% of your stepped-up GBA:
0.07 × $200,000 =	$14,000
During the seventh contract year your contract value grows to $230,000. You decide to take a partial withdrawal of $20,000. You took more than your GBP of $14,000 so your RBA gets reset to the lesser of:

(1) your contract value immediately following the partial withdrawal;
$230,000 − $20,000 =	$210,000
OR
(2) your prior RBA less the amount of the partial withdrawal.
$200,000 − $20,000 =	$180,000

 106  WELLS FARGO ADVANTAGE SELECT VARIABLE ANNUITY — PROSPECTUS

Reset RBA = lesser of (1) or (2) =	$180,000
The GBA gets reset to the lesser of:
(1) your prior GBA	$200,000
OR
(2) your contract value immediately following the partial withdrawal;
$230,000 − $20,000 =	$210,000
Reset GBA = lesser of (1) or (2) =	$200,000
The Reset GBP is equal to 7% of your Reset GBA:
0.07 × $200,000 =	$14,000
During the eighth contract year your contract value falls to $175,000. You decide to take a partial withdrawal of $25,000. You took more than your GBP of $14,000 so your RBA gets reset to the lesser of:

(1) your contract value immediately following the partial withdrawal;
$175,000 − $25,000 =	$150,000
OR
(2) your prior RBA less the amount of the partial withdrawal.
$180,000 − $25,000 =	$155,000
Reset RBA = lesser of (1) or (2) =	$150,000
The GBA gets reset to the lesser of:
(1) your prior GBA;	$200,000
OR
(2) your contract value immediately following the partial withdrawal;
$175,000 − $25,000 =	$150,000
Reset GBA = lesser of (1) or (2) =	$150,000
The Reset GBP is equal to 7% of your Reset GBA:
0.07 × $150,000 =	$10,500

WELLS FARGO ADVANTAGE SELECT VARIABLE ANNUITY — PROSPECTUS 107

Appendix K: Example — Income Assurer Benefit Riders

The purpose of these examples is to illustrate the operation of the Income Assurer Benefit Riders. The examples compare payouts available under the contract’s standard annuity payout provisions with annuity payouts available under the riders based on the same set of assumptions. The contract values shown are hypothetical and do not represent past or future performance. Actual contract values may be more or less than those shown and will depend on a number of factors, including but not limited to the investment experience of the subaccounts (referred to in the riders as “protected investment options”) and the fees and charges that apply to your contract.

For each of the riders, we provide two annuity payout plan comparisons based on the hypothetical contract values we have assumed. The first comparison assumes that you select annuity payout Plan B, Life Annuity with 10 Years Certain. The second comparison assumes that you select annuity payout Plan D, Joint and Last Survivor Annuity — No Refund.

Remember that the riders require you to participate in the PN program. The riders are intended to offer protection against market volatility in the subaccounts (protected investment options). Some PN investment options include protected investment options and excluded investment options (Columbia Variable Portfolio — Cash Management Fund, and if available under the contract, GPAs and/or the one-year fixed account). Excluded investment options are not included in calculating the 5% variable account floor under the Income Assurer Benefit – 5% Accumulation Benefit Base rider and the Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base riders. Because the examples which follow are based on hypothetical contract values, they do not factor in differences in PN program investment options.

Assumptions:

•	You purchase the contract during the 2006 calendar year with a payment of $100,000; and

•	you invest all contract value in the subaccounts (protected investment options); and

•	you make no additional purchase payments, partial withdrawals or changes in PN program investment options; and

•	the annuitant is male and age 55 at contract issue; and

•	the joint annuitant is female and age 55 at contract issue.

Example — Income Assurer Benefit – MAV

Based on the above assumptions and taking into account fluctuations in contract value due to market conditions, we calculate the guaranteed income benefit base as:

	Assumed		Maximum	Guaranteed
Contract	Contract	Purchase	Anniversary	Income
Anniversary	Value	Payments	Value (MAV)(1)	Benefit Base – MAV(2)

1	$108,000	$100,000	$108,000	$108,000
2	125,000	none	125,000	125,000
3	132,000	none	132,000	132,000
4	150,000	none	150,000	150,000
5	85,000	none	150,000	150,000
6	121,000	none	150,000	150,000
7	139,000	none	150,000	150,000
8	153,000	none	153,000	153,000
9	140,000	none	153,000	153,000
10	174,000	none	174,000	174,000
11	141,000	none	174,000	174,000
12	148,000	none	174,000	174,000
13	208,000	none	208,000	208,000
14	198,000	none	208,000	208,000
15	203,000	none	208,000	208,000

(1)	The MAV is limited after age 81, but the guaranteed income benefit base may increase if the contract value increases.
(2)	The Guaranteed Income Benefit Base – MAV is a calculated number, not an amount that can be withdrawn. The Guaranteed Income Benefit Base – MAV does not create contract value or guarantee the performance of any investment option.

 108  WELLS FARGO ADVANTAGE SELECT VARIABLE ANNUITY — PROSPECTUS

Plan B – Life Annuity with 10 Years Certain
If you annuitize the contract within 30 days after the illustrated contract anniversary, the minimum monthly income payment under a fixed annuity option (which is the same for the first year of a variable annuity option) on Plan B – Life Annuity with 10 Years Certain would be:

	Standard Provisions			IAB – MAV Provisions

Contract		New Table(1)	Old Table(1)		New Table(1)	Old Table(1)
Anniversary	Assumed	Plan B – Life with	Plan B – Life with	IAB – MAV	Plan B – Life with	Plan B – Life with
at Exercise	Contract Value	10 Years Certain(2)	10 Years Certain(2)	Benefit Base	10 Years Certain(2)	10 Years Certain(2)

10	$174,000	$772.56	$774.30	$174,000	$772.56	$774.30
11	141,000	641.55	642.96	174,000	791.70	793.44
12	148,000	691.16	692.64	174,000	812.58	814.32
13	208,000	996.32	998.40	208,000	996.32	998.40
14	198,000	974.16	976.14	208,000	1,023.36	1,025.44
15	203,000	1,025.15	1,027.18	208,000	1,050.40	1,052.48

(1)	Effective May 1, 2006, we began calculating fixed annuity payments under this rider using the guaranteed annuity purchase rates based on the “2000 Individual Annuitant Mortality Table A” (New Table), subject to state approval. Previously, our calculations were based on the “1983 Individual Annuity Mortality Table A” (Old Table). If you purchased a contract prior to May 1, 2006, the references to Old Table apply to your contract. If you purchased a contract on or after May 1, 2006, the table used under rider depends on which state you live in. Ask your investment professional which version of the rider, if any, is available in your state.

(2)	The monthly annuity payments illustrated under the standard annuity payout provisions of the contract and for the riders are computed using the rates guaranteed in Table B of the contract. These are the minimum amounts that could be paid under the standard annuity payout provisions of the contract based on the above assumptions. Annuity payouts under the standard annuity payout provisions of the contract when based on our current annuity payout rates (which are generally higher than the rates guaranteed in Table B of the contract) may be greater than the annuity payouts under the riders, which are always based on the rates guaranteed in Table B of the contract. If the annuity payouts under the standard contract provisions are more favorable than the payouts available under the rider, you will receive the higher standard payout.

Plan D – Joint and Last Survivor Life Annuity – No Refund
If you annuitize the contract within 30 days after the illustrated contract anniversary, the minimum monthly income payment under a fixed annuity option (which is the same for the first year of a variable annuity option) on Plan D – Joint and Last Survivor Life Annuity – No Refund would be:

	Standard Provisions			IAB – MAV Provisions

Contract		New Table(1)	Old Table(1)		New Table(1)	Old Table(1)
Anniversary	Assumed	Plan D – Last	Plan D – Last	IAB – MAV	Plan D – Last	Plan D – Last
at Exercise	Contract Value	Survivor No Refund(2)	Survivor No Refund(2)	Benefit Base	Survivor No Refund(2)	Survivor No Refund(2)

10	$174,000	$629.88	$622.92	$174,000	$629.88	$622.92
11	141,000	521.70	516.06	174,000	643.80	636.84
12	148,000	559.44	553.52	174,000	657.72	650.76
13	208,000	807.04	796.64	208,000	807.04	796.64
14	198,000	786.06	778.14	208,000	825.76	817.44
15	203,000	826.21	818.09	208,000	846.56	838.24

(1)	Effective May 1, 2006, we began calculating fixed annuity payments under this rider using the guaranteed annuity purchase rates based on the “2000 Individual Annuitant Mortality Table A” (New Table), subject to state approval. Previously, our calculations were based on the “1983 Individual Annuity Mortality Table A” (Old Table). If you purchased a contract prior to May 1, 2006, the references to Old Table apply to your contract. If you purchased a contract on or after May 1, 2006, the table used under rider depends on which state you live in. Ask your investment professional which version of the rider, if any, is available in your state.
(2)	The monthly annuity payments illustrated under the standard annuity payout provisions of the contract and for the riders are computed using the rates guaranteed in Table B of the contract. These are the minimum amounts that could be paid under the standard annuity payout provisions of the contract based on the above assumptions. Annuity payouts under the standard annuity payout provisions of the contract when based on our current annuity payout rates (which are generally higher than the rates guaranteed in Table B of the contract) may be greater than the annuity payouts under the riders, which are always based on the rates guaranteed in Table B of the contract. If the annuity payouts under the standard contract provisions are more favorable than the payouts available under the rider, you will receive the higher standard payout.

NOTE: In the above examples, if you elected to begin receiving annuity payouts within 30 days after the 10th or the 13th contract anniversary, you would not benefit from the rider because the monthly annuity payout in these examples is the same as under the standard provisions of the contract. Because the examples are based on assumed contract values, not actual investment results, you should not conclude from the examples that the riders will provide higher payments more frequently than the standard provisions of the contract.

WELLS FARGO ADVANTAGE SELECT VARIABLE ANNUITY — PROSPECTUS 109

Example — Income Assurer Benefit – 5% Accumulation Benefit Base

Based on the above assumptions and taking into account fluctuations in contract value due to market conditions, we calculate the guaranteed income benefit base as:

				Guaranteed
				Income
	Assumed			Benefit Base –
Contract	Contract	Purchase	5% Accumulation	5% Accumulation
Anniversary	Value	Payments	Benefit Base(1)	Benefit Base(2)

1	$108,000	$100,000	$105,000	$108,000
2	125,000	none	110,250	125,000
3	132,000	none	115,763	132,000
4	150,000	none	121,551	150,000
5	85,000	none	127,628	127,628
6	121,000	none	134,010	134,010
7	139,000	none	140,710	140,710
8	153,000	none	147,746	153,000
9	140,000	none	155,133	155,133
10	174,000	none	162,889	174,000
11	141,000	none	171,034	171,034
12	148,000	none	179,586	179,586
13	208,000	none	188,565	208,000
14	198,000	none	197,993	198,000
15	203,000	none	207,893	207,893

(1)	The 5% Accumulation Benefit Base value is limited after age 81, but the guaranteed income benefit base may increase if the contract value increases.
(2)	The Guaranteed Income Benefit Base – 5% Accumulation Benefit Base is a calculated number, not an amount that can be withdrawn. The Guaranteed Income Benefit Base – 5% Accumulation Benefit Base does not create contract value or guarantee the performance of any investment option.

Plan B – Life Annuity with 10 Years Certain

If you annuitize the contract within 30 days after the illustrated contract anniversary, the minimum monthly income payment under a fixed annuity option (which is the same for the first year of a variable annuity option) on Plan B – Life Annuity with 10 Years Certain would be:

	Standard Provisions			IAB – 5% RF Provisions

Contract		New Table(1)	Old Table(1)		New Table(1)	Old Table(1)
Anniversary	Assumed	Plan B – Life with	Plan B – Life with	IAB – 5% RF	Plan B – Life with	Plan B – Life with
at Exercise	Contract Value	10 Years Certain(2)	10 Years Certain(2)	Benefit Base	10 Years Certain(2)	10 Years Certain(2)

10	$174,000	$772.56	$774.30	$174,000	$772.56	$774.30
11	141,000	641.55	642.96	171,034	778.20	779.91
12	148,000	691.16	692.64	179,586	838.66	840.46
13	208,000	996.32	998.40	208,000	996.32	998.40
14	198,000	974.16	976.14	198,000	974.16	976.14
15	203,000	1,025.15	1,027.18	207,893	1,049.86	1,051.94

(1)	Effective May 1, 2006, we began calculating fixed annuity payments under this rider using the guaranteed annuity purchase rates based on the “2000 Individual Annuitant Mortality Table A” (New Table), subject to state approval. Previously, our calculations were based on the “1983 Individual Annuity Mortality Table A” (Old Table). If you purchased a contract prior to May 1, 2006, the references to Old Table apply to your contract. If you purchased a contract on or after May 1, 2006, the table used under rider depends on which state you live in. Ask your investment professional which version of the rider, if any, is available in your state.
(2)	The monthly annuity payments illustrated under the standard annuity payout provisions of the contract and for the riders are computed using the rates guaranteed in Table B of the contract. These are the minimum amounts that could be paid under the standard annuity payout provisions of the contract based on the above assumptions. Annuity payouts under the standard annuity payout provisions of the contract when based on our current annuity payout rates (which are generally higher than the rates guaranteed in Table B of the contract) may be greater than the annuity payouts under the riders, which are always based on the rates guaranteed in Table B of the contract. If the annuity payouts under the standard contract provisions are more favorable than the payouts available under the rider, you will receive the higher standard payout.

 110  WELLS FARGO ADVANTAGE SELECT VARIABLE ANNUITY — PROSPECTUS

Plan D – Joint and Last Survivor Life Annuity – No Refund
If you annuitize the contract within 30 days after the illustrated contract anniversary, the minimum monthly income payment under a fixed annuity option (which is the same for the first year of a variable annuity option) on Plan D – Joint and Last Survivor Life Annuity – No Refund would be:

	Standard Provisions			IAB – 5% RF Provisions

Contract		New Table(1)	Old Table(1)		New Table(1)	Old Table(1)
Anniversary	Assumed	Plan D – Last	Plan D – Last	IAB – 5% RF	Plan D – Last	Plan D – Last
at Exercise	Contract Value	Survivor No Refund(2)	Survivor No Refund(2)	Benefit Base	Survivor No Refund(2)	Survivor No Refund(2)

10	$174,000	$629.88	$622.92	$174,000	$629.88	$622.92
11	141,000	521.70	516.06	171,034	632.83	625.98
12	148,000	559.44	553.52	179,586	678.83	671.65
13	208,000	807.04	796.64	208,000	807.04	796.64
14	198,000	786.06	778.14	198,000	786.06	778.14
15	203,000	826.21	818.09	207,893	846.12	837.81

(1)	Effective May 1, 2006, we began calculating fixed annuity payments under this rider using the guaranteed annuity purchase rates based on the “2000 Individual Annuitant Mortality Table A” (New Table), subject to state approval. Previously, our calculations were based on the “1983 Individual Annuity Mortality Table A” (Old Table). If you purchased a contract prior to May 1, 2006, the references to Old Table apply to your contract. If you purchased a contract on or after May 1, 2006, the table used under rider depends on which state you live in. Ask your investment professional which version of the rider, if any, is available in your state.
(2)	The monthly annuity payments illustrated under the standard annuity payout provisions of the contract and for the riders are computed using the rates guaranteed in Table B of the contract. These are the minimum amounts that could be paid under the standard annuity payout provisions of the contract based on the above assumptions. Annuity payouts under the standard annuity payout provisions of the contract when based on our current annuity payout rates (which are generally higher than the rates guaranteed in Table B of the contract) may be greater than the annuity payouts under the riders, which are always based on the rates guaranteed in Table B of the contract. If the annuity payouts under the standard contract provisions are more favorable than the payouts available under the rider, you will receive the higher standard payout.

NOTE: In the above examples, if you elected to begin receiving annuity payouts within 30 days after the 10th, 13th or the 14th contract anniversary, you would not benefit from the rider because the monthly annuity payout in these examples is the same as under the standard provisions of the contract. Because the examples are based on assumed contract values, not actual investment results, you should not conclude from the examples that the riders will provide higher payments more frequently than the standard provisions of the contract.

Example — Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base

Based on the above assumptions and taking into account fluctuations in contract value due to market conditions, we calculate the guaranteed income benefit base as:

					Guaranteed
					Income
					Benefit Base –
					Greater of
	Assumed		Maximum		MAV or 5%
Contract	Contract	Purchase	Anniversary	5% Accumulation	Accumulation
Anniversary	Value	Payments	Value(1)	Benefit Base(1)	Benefit Base(2)

1	$108,000	$100,000	$108,000	$105,000	$108,000
2	125,000	none	125,000	110,250	125,000
3	132,000	none	132,000	115,763	132,000
4	150,000	none	150,000	121,551	150,000
5	85,000	none	150,000	127,628	150,000
6	121,000	none	150,000	134,010	150,000
7	139,000	none	150,000	140,710	150,000
8	153,000	none	153,000	147,746	153,000
9	140,000	none	153,000	155,133	155,133
10	174,000	none	174,000	162,889	174,000
11	141,000	none	174,000	171,034	174,000
12	148,000	none	174,000	179,586	179,586
13	208,000	none	208,000	188,565	208,000
14	198,000	none	208,000	197,993	208,000
15	203,000	none	208,000	207,893	208,000

(1)	The MAV and 5% Accumulation Benefit Base are limited after age 81, but the guaranteed income benefit base may increase if the contract value increases.
(2)	The Guaranteed Income Benefit Base – Greater of MAV or 5% Accumulation Benefit Base is a calculated number, not an amount that can be withdrawn. The Guaranteed Income Benefit Base – Greater of MAV or 5% Accumulation Benefit Base does not create contract value or guarantee the performance of any investment option.

WELLS FARGO ADVANTAGE SELECT VARIABLE ANNUITY — PROSPECTUS 111

Plan B – Life Annuity with 10 Years Certain
If you annuitize the contract within 30 days after the illustrated contract anniversary, the minimum monthly income payment under a fixed annuity option (which is the same for the first year of a variable annuity option) on Plan B – Life Annuity with 10 Years Certain would be:

	Standard Provisions			IAB – Max Provisions

Contract		New Table(1)	Old Table(1)		New Table(1)	Old Table(1)
Anniversary	Assumed	Plan B – Life with	Plan B – Life with	IAB – Max	Plan B – Life with	Plan B – Life with
at Exercise	Contract Value	10 Years Certain(2)	10 Years Certain(2)	Benefit Base	10 Years Certain(2)	10 Years Certain(2)

10	$174,000	$772.56	$774.30	$174,000	$772.56	$774.30
11	141,000	641.55	642.96	174,000	791.70	793.44
12	148,000	691.16	692.64	179,586	838.66	840.46
13	208,000	996.32	998.40	208,000	996.32	998.40
14	198,000	974.16	976.14	208,000	1,023.36	1,025.44
15	203,000	1,025.15	1,027.18	208,000	1,050.40	1,052.48

(1)	Effective May 1, 2006, we began calculating fixed annuity payments under this rider using the guaranteed annuity purchase rates based on the “2000 Individual Annuitant Mortality Table A” (New Table), subject to state approval. Previously, our calculations were based on the “1983 Individual Annuity Mortality Table A” (Old Table). If you purchased a contract prior to May 1, 2006, the references to Old Table apply to your contract. If you purchased a contract on or after May 1, 2006, the table used under rider depends on which state you live in. Ask your investment professional which version of the rider, if any, is available in your state.
(2)	The monthly annuity payments illustrated under the standard annuity payout provisions of the contract and for the riders are computed using the rates guaranteed in Table B of the contract. These are the minimum amounts that could be paid under the standard annuity payout provisions of the contract based on the above assumptions. Annuity payouts under the standard annuity payout provisions of the contract when based on our current annuity payout rates (which are generally higher than the rates guaranteed in Table B of the contract) may be greater than the annuity payouts under the riders, which are always based on the rates guaranteed in Table B of the contract. If the annuity payouts under the standard contract provisions are more favorable than the payouts available under the rider, you will receive the higher standard payout.

Plan D – Joint and Last Survivor Life Annuity – No Refund
If you annuitize the contract within 30 days after the illustrated contract anniversary, the minimum monthly income payment under a fixed annuity option (which is the same for the first year of a variable annuity option) on Plan D – Joint and Last Survivor Life Annuity – No Refund would be:

	Standard Provisions			IAB – Max Provisions

Contract		New Table(1)	Old Table(1)		New Table(1)	Old Table(1)
Anniversary	Assumed	Plan D – Last	Plan D – Last	IAB – Max	Plan D – Last	Plan D – Last
at Exercise	Contract Value	Survivor No Refund(2)	Survivor No Refund(2)	Benefit Base	Survivor No Refund(2)	Survivor No Refund(2)

10	$174,000	$629.88	$622.92	$174,000	$629.88	$622.92
11	141,000	521.70	516.06	174,000	643.80	636.84
12	148,000	559.44	553.52	179,586	678.83	671.65
13	208,000	807.04	796.64	208,000	807.04	796.64
14	198,000	786.06	778.14	208,000	825.76	817.44
15	203,000	826.21	818.09	208,000	846.56	838.24

(1)	Effective May 1, 2006, we began calculating fixed annuity payments under this rider using the guaranteed annuity purchase rates based on the “2000 Individual Annuitant Mortality Table A” (New Table), subject to state approval. Previously, our calculations were based on the “1983 Individual Annuity Mortality Table A” (Old Table). If you purchased a contract prior to May 1, 2006, the references to Old Table apply to your contract. If you purchased a contract on or after May 1, 2006, the table used under rider depends on which state you live in. Ask your investment professional which version of the rider, if any, is available in your state.
(2)	The monthly annuity payments illustrated under the standard annuity payout provisions of the contract and for the riders are computed using the rates guaranteed in Table B of the contract. These are the minimum amounts that could be paid under the standard annuity payout provisions of the contract based on the above assumptions. Annuity payouts under the standard annuity payout provisions of the contract when based on our current annuity payout rates (which are generally higher than the rates guaranteed in Table B of the contract) may be greater than the annuity payouts under the riders, which are always based on the rates guaranteed in Table B of the contract. If the annuity payouts under the standard contract provisions are more favorable than the payouts available under the rider, you will receive the higher standard payout.

NOTE: In the above examples, if you elected to begin receiving annuity payouts within 30 days after the 10th or the 13th contract anniversary, you would not benefit from the rider because the monthly annuity payout in these examples is the same as under the standard provisions of the contract. Because the examples are based on assumed contract values, not actual investment results, you should not conclude from the examples that the riders will provide higher payments more frequently than the standard provisions of the contract.

 112  WELLS FARGO ADVANTAGE SELECT VARIABLE ANNUITY — PROSPECTUS

Appendix L: Example — Benefit Protector Death Benefit Rider

Example of the Benefit Protector

Assumptions:

•	You purchase the contract with a payment of $100,000 and you and the annuitant are under age 70; and

•	You select the MAV Death Benefit and the 7-year withdrawal charge schedule.

During the first contract year the contract value grows to $105,000. The death benefit under the MAV Death Benefit equals the contract value $105,000. You have not reached the first contract anniversary so the Benefit Protector does not provide any additional benefit at this time.

On the first contract anniversary the contract value grows to $110,000. The death benefit equals:
MAV Death Benefit (contract value):	$110,000
plus the Benefit Protector benefit which equals 40% of earnings at death (MAV Death Benefit minus payments not previously withdrawn):
0.40 × ($110,000 – $100,000) =	+4,000

Total death benefit of:	$114,000
On the second contract anniversary the contract value falls to $105,000. The death benefit equals:
MAV Death Benefit (MAV):	$110,000
plus the Benefit Protector benefit (40% of earnings at death):
0.40 × ($110,000 – $100,000) =	+4,000

Total death benefit of:	$114,000
During the third contract year the contract value remains at $105,000 and you request a partial withdrawal of $50,000, including the applicable 7% withdrawal charges. We will withdraw $10,500 from your contract value free of charge (10% of your prior anniversary’s contract value). The remainder of the withdrawal is subject to a 7% withdrawal charge because your payment is in the third year of the withdrawal charge schedule, so we will withdraw $39,500 ($36,735 + $2,765 in withdrawal charges) from your contract value. Altogether, we will withdraw $50,000 and pay you $47,235. We calculate purchase payments not previously withdrawn as $100,000 – $45,000 = $55,000 (remember that $5,000 of the partial withdrawal is contract earnings). The death benefit equals:

MAV Death Benefit (MAV adjusted for partial withdrawals):	$57,619
plus the Benefit Protector benefit (40% of earnings at death):
0.40 × ($57,619 – $55,000) =	+1,048

Total death benefit of:	$58,667
On the third contract anniversary the contract value falls to $40,000. The death benefit equals the previous death benefit. The reduction in contract value has no effect.
On the ninth contract anniversary the contract value grows to a new high of $200,000. Earnings at death reaches its maximum of 250% of purchase payments not previously withdrawn that are one or more years old.

The death benefit equals:
MAV Death Benefit (contract value):	$200,000
plus the Benefit Protector benefit (40% of earnings at death, up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old)	+55,000

Total death benefit of:	$255,000
During the tenth contract year you make an additional purchase payment of $50,000. The new purchase payment is less than one year old and so it has no effect on the Benefit Protector value. The death benefit equals:

MAV Death Benefit (contract value):	$249,500
plus the Benefit Protector benefit (40% of earnings at death, up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old)	+55,000

Total death benefit of:	$304,500

WELLS FARGO ADVANTAGE SELECT VARIABLE ANNUITY — PROSPECTUS 113

During the eleventh contract year the contract value remains $250,000 and the “new” purchase payment is one year old and the value of the Benefit Protector changes. The death benefit equals:
MAV Death Benefit (contract value):	$250,000
plus the Benefit Protector benefit (40% of earnings at death up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old)
0.40 × ($250,000 – $105,000) =	+58,000

Total death benefit of:	$308,000

 114  WELLS FARGO ADVANTAGE SELECT VARIABLE ANNUITY — PROSPECTUS

Appendix M: Example — Benefit Protector Plus Death Benefit Rider

Example of the Benefit Protector Plus

Assumptions:

•	You purchase the contract with a payment of $100,000 and you and the annuitant are under age 70. You select the MAV Death Benefit and the seven-year withdrawal charge schedule.

During the first contract year the contract value grows to $105,000. The death benefit equals MAV Death Benefit, which is the contract value, or $105,000. You have not reached the first contract anniversary so the Benefit Protector Plus does not provide any additional benefit at this time.

On the first contract anniversary the contract value grows to $110,000. You have not reached the second contract anniversary so the Benefit Protector Plus does not provide any additional benefit beyond what is provided by the Benefit Protector at this time. The death benefit equals:

MAV Death Benefit (contract value):	$110,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death (MAV rider minus payments not previously withdrawn):
0.40 × ($110,000 – $100,000) =	+4,000

Total death benefit of:	$114,000
On the second contract anniversary the contract value falls to $105,000. The death benefit equals:
MAV Death Benefit (MAV):	$110,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death:
0.40 × ($110,000 – $100,000) =	+4,000
plus 10% of purchase payments made within 60 days of contract issue and not previously withdrawn: 0.10 × $100,000 =	+10,000

Total death benefit of:	$124,000
During the third contract year the contract value remains at $105,000 and you request a partial withdrawal of $50,000, including the applicable 7% withdrawal charge. We will withdraw $10,500 from your contract value free of charge (10% of your prior anniversary’s contract value). The remainder of the withdrawal is subject to a 7% withdrawal charge because your payment is in the third year of the withdrawal charge schedule, so we will withdraw $39,500 ($36,735 + $2,765 in withdrawal charges) from your contract value. Altogether, we will withdraw $50,000 and pay you $47,235. We calculate purchase payments not previously withdrawn as $100,000 – $45,000 = $55,000 (remember that $5,000 of the partial withdrawal is contract earnings). The death benefit equals:

MAV Death Benefit (MAV adjusted for partial withdrawals):	$57,619
plus the Benefit Protector Plus benefit which equals 40% of earnings at death:
0.40 × ($57,619 – $55,000) =	+1,048
plus 10% of purchase payments made within 60 days of contract issue and not previously withdrawn: 0.10 × $55,000 =	+5,500

Total death benefit of:	$64,167
On the third contract anniversary the contract value falls $40,000. The death benefit equals the previous death benefit. The reduction in contract value has no effect.
On the ninth contract anniversary the contract value grows to a new high of $200,000. Earnings at death reaches its maximum of 250% of purchase payments not previously withdrawn that are one or more years old. Because we are beyond the fourth contract anniversary the Benefit Protector Plus also reaches its maximum of 20%. The death benefit equals:

MAV Death Benefit (contract value):	$200,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death, up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old	+55,000
plus 20% of purchase payments made within 60 days of contract issue and not previously withdrawn: 0.20 × $55,000 =	+11,000

Total death benefit of:	$266,000

WELLS FARGO ADVANTAGE SELECT VARIABLE ANNUITY — PROSPECTUS 115

During the tenth contract year you make an additional purchase payment of $50,000. Your new contract value is now $250,000. The new purchase payment is less than one year old and so it has no effect on the Benefit Protector Plus value. The death benefit equals:

MAV Death Benefit (contract value):	$250,000
plus the Benefit Protector Plus benefit which equals
40% of earnings at death, up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old	+55,000
plus 20% of purchase payments made within 60 days of contract issue and not previously withdrawn: 0.20 × $55,000 =	+11,000

Total death benefit of:	$316,000
During the eleventh contract year the contract value remains $250,000 and the “new” purchase payment is one year old. The value of the Benefit Protector Plus remains constant. The death benefit equals:

MAV Death Benefit (contract value):	$250,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death
(MAV rider minus payments not previously withdrawn):
0.40 × ($250,000 – $105,000) =	+58,000
plus 20% of purchase payments made within 60 days of contract issue
and not previously withdrawn: 0.20 × $55,000 =	+11,000

Total death benefit of:	$319,000

 116  WELLS FARGO ADVANTAGE SELECT VARIABLE ANNUITY — PROSPECTUS

Appendix N: Condensed Financial Information (Unaudited)

The following tables give per-unit information about the financial history of the subaccounts representing the lowest and highest total annual variable account expense combinations. The date in which operations commenced in each subaccount is noted in parentheses. The SAI contains tables that give per-unit information about the financial history of each existing subaccount. We have not provided this information for subaccounts (if any) that were not available under your contract as of Dec. 31, 2012. You may obtain a copy of the SAI without charge by contacting us at the telephone number or address listed on the first page of the prospectus.

Variable account charges of 1.05% of the daily net assets of the variable account.
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006

AllianceBernstein VPS Growth and Income Portfolio (Class B) (05/01/2006)
Accumulation unit value at beginning of period	$0.94	$0.89	$0.80	$0.67	$1.15	$1.11	$1.00
Accumulation unit value at end of period	$1.09	$0.94	$0.89	$0.80	$0.67	$1.15	$1.11
Number of accumulation units outstanding at end of period (000 omitted)	61	64	71	36	20	9	3

AllianceBernstein VPS International Value Portfolio (Class B) (05/01/2006)
Accumulation unit value at beginning of period	$0.59	$0.74	$0.72	$0.54	$1.17	$1.12	$1.00
Accumulation unit value at end of period	$0.67	$0.59	$0.74	$0.72	$0.54	$1.17	$1.12
Number of accumulation units outstanding at end of period (000 omitted)	178	190	193	14,182	15,838	6,819	2,227

American Century VP Inflation Protection, Class II (05/01/2006)
Accumulation unit value at beginning of period	$1.35	$1.22	$1.17	$1.08	$1.10	$1.02	$1.00
Accumulation unit value at end of period	$1.43	$1.35	$1.22	$1.17	$1.08	$1.10	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	23	130	—	—	—	—	—

American Century VP Value, Class II (05/01/2006)
Accumulation unit value at beginning of period	$1.00	$1.01	$0.90	$0.76	$1.05	$1.12	$1.00
Accumulation unit value at end of period	$1.14	$1.00	$1.01	$0.90	$0.76	$1.05	$1.12
Number of accumulation units outstanding at end of period (000 omitted)	2	6	6	7	—	—	—

Columbia Variable Portfolio – Cash Management Fund (Class 3) (05/01/2006)
Accumulation unit value at beginning of period	$1.04	$1.05	$1.07	$1.07	$1.06	$1.02	$1.00
Accumulation unit value at end of period	$1.03	$1.04	$1.05	$1.07	$1.07	$1.06	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	227	204	344	6,729	1,399	321	67

Columbia Variable Portfolio – Diversified Bond Fund (Class 3) (05/01/2006)
Accumulation unit value at beginning of period	$1.29	$1.22	$1.14	$1.01	$1.09	$1.04	$1.00
Accumulation unit value at end of period	$1.37	$1.29	$1.22	$1.14	$1.01	$1.09	$1.04
Number of accumulation units outstanding at end of period (000 omitted)	313	341	374	36,842	27,863	19,798	8,562

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3) (05/01/2006)
Accumulation unit value at beginning of period	$0.92	$0.98	$0.84	$0.67	$1.14	$1.06	$1.00
Accumulation unit value at end of period	$1.03	$0.92	$0.98	$0.84	$0.67	$1.14	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	237	271	304	38,327	27,148	12,478	5,812

Columbia Variable Portfolio – Emerging Markets Fund (Class 3) (05/01/2006)
Accumulation unit value at beginning of period	$1.13	$1.45	$1.22	$0.71	$1.55	$1.13	$1.00
Accumulation unit value at end of period	$1.35	$1.13	$1.45	$1.22	$0.71	$1.55	$1.13
Number of accumulation units outstanding at end of period (000 omitted)	105	118	124	6,961	8,276	3,593	1,590

Columbia Variable Portfolio – High Yield Bond Fund (Class 3) (05/01/2006)
Accumulation unit value at beginning of period	$1.42	$1.36	$1.20	$0.79	$1.07	$1.06	$1.00
Accumulation unit value at end of period	$1.63	$1.42	$1.36	$1.20	$0.79	$1.07	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	5	6	7	477	490	517	761

Columbia Variable Portfolio – Large Cap Growth Fund (Class 3) (05/01/2006)
Accumulation unit value at beginning of period	$0.89	$0.93	$0.80	$0.59	$1.08	$1.05	$1.00
Accumulation unit value at end of period	$1.06	$0.89	$0.93	$0.80	$0.59	$1.08	$1.05
Number of accumulation units outstanding at end of period (000 omitted)	—	—	9	24	1,417	997	—

Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3) (05/01/2006)
Accumulation unit value at beginning of period	$0.94	$0.90	$0.77	$0.63	$1.10	$1.08	$1.00
Accumulation unit value at end of period	$1.06	$0.94	$0.90	$0.77	$0.63	$1.10	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	30	30	30	28	—	—	—

Columbia Variable Portfolio – Mid Cap Growth Opportunity Fund (Class 3) (05/01/2006)
Accumulation unit value at beginning of period	$1.00	$1.19	$0.95	$0.59	$1.08	$0.96	$1.00
Accumulation unit value at end of period	$1.10	$1.00	$1.19	$0.95	$0.59	$1.08	$0.96
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—

WELLS FARGO ADVANTAGE SELECT VARIABLE ANNUITY — PROSPECTUS 117

Variable account charges of 1.05% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006

Columbia Variable Portfolio – S&P 500 Index Fund (Class 3) (05/01/2006)
Accumulation unit value at beginning of period	$1.00	$0.99	$0.88	$0.70	$1.13	$1.09	$1.00
Accumulation unit value at end of period	$1.14	$1.00	$0.99	$0.88	$0.70	$1.13	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	176	197	186	195	7	4	2

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 3) (05/01/2006)
Accumulation unit value at beginning of period	$1.10	$1.10	$1.08	$1.03	$1.07	$1.03	$1.00
Accumulation unit value at end of period	$1.11	$1.10	$1.10	$1.08	$1.03	$1.07	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	152	158	160	4,815	1,449	711	239

Dreyfus Investment Portfolios Technology Growth Portfolio, Service Shares (05/01/2006)
Accumulation unit value at beginning of period	$1.17	$1.28	$1.00	$0.64	$1.11	$0.98	$1.00
Accumulation unit value at end of period	$1.33	$1.17	$1.28	$1.00	$0.64	$1.11	$0.98
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	2	950

Dreyfus Variable Investment Fund Appreciation Portfolio, Service Shares (05/01/2006)
Accumulation unit value at beginning of period	$1.22	$1.13	$0.99	$0.82	$1.18	$1.12	$1.00
Accumulation unit value at end of period	$1.33	$1.22	$1.13	$0.99	$0.82	$1.18	$1.12
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—

Fidelity® VIP Contrafund® Portfolio Service Class 2 (05/01/2006)
Accumulation unit value at beginning of period	$1.01	$1.05	$0.91	$0.68	$1.20	$1.03	$1.00
Accumulation unit value at end of period	$1.16	$1.01	$1.05	$0.91	$0.68	$1.20	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	192	204	243	7,928	17,964	12,765	9,751

Fidelity® VIP Mid Cap Portfolio Service Class 2 (05/01/2006)
Accumulation unit value at beginning of period	$1.05	$1.19	$0.94	$0.68	$1.13	$0.99	$1.00
Accumulation unit value at end of period	$1.19	$1.05	$1.19	$0.94	$0.68	$1.13	$0.99
Number of accumulation units outstanding at end of period (000 omitted)	97	103	135	9,053	11,273	4,921	1,866

Fidelity® VIP Overseas Portfolio Service Class 2 (05/01/2006)
Accumulation unit value at beginning of period	$0.77	$0.94	$0.85	$0.68	$1.22	$1.05	$1.00
Accumulation unit value at end of period	$0.92	$0.77	$0.94	$0.85	$0.68	$1.22	$1.05
Number of accumulation units outstanding at end of period (000 omitted)	19	26	30	906	1,281	1,053	434

FTVIPT Franklin Global Real Estate Securities Fund – Class 2 (05/01/2006)
Accumulation unit value at beginning of period	$0.67	$0.72	$0.60	$0.51	$0.90	$1.15	$1.00
Accumulation unit value at end of period	$0.85	$0.67	$0.72	$0.60	$0.51	$0.90	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	3	3	3	233	364	498	1

FTVIPT Franklin Income Securities Fund – Class 2 (05/01/2006)
Accumulation unit value at beginning of period	$1.21	$1.19	$1.07	$0.79	$1.14	$1.11	$1.00
Accumulation unit value at end of period	$1.34	$1.21	$1.19	$1.07	$0.79	$1.14	$1.11
Number of accumulation units outstanding at end of period (000 omitted)	272	276	240	181	120	132	6

FTVIPT Templeton Global Bond Securities Fund – Class 2 (05/01/2006)
Accumulation unit value at beginning of period	$1.58	$1.61	$1.42	$1.21	$1.15	$1.05	$1.00
Accumulation unit value at end of period	$1.80	$1.58	$1.61	$1.42	$1.21	$1.15	$1.05
Number of accumulation units outstanding at end of period (000 omitted)	220	231	238	14,147	11,041	9,216	3,787

Goldman Sachs VIT Mid Cap Value Fund – Institutional Shares (05/01/2006)
Accumulation unit value at beginning of period	$1.03	$1.12	$0.90	$0.69	$1.10	$1.08	$1.00
Accumulation unit value at end of period	$1.21	$1.03	$1.12	$0.90	$0.69	$1.10	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	110	117	110	7,647	7,744	5,921	3,150

Invesco V.I. American Franchise Fund, Series II Shares (04/27/2012)
Accumulation unit value at beginning of period	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$0.97	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	34	—	—	—	—	—	—

Invesco V.I. Comstock Fund, Series II Shares (05/01/2006)
Accumulation unit value at beginning of period	$0.95	$0.98	$0.85	$0.67	$1.06	$1.09	$1.00
Accumulation unit value at end of period	$1.11	$0.95	$0.98	$0.85	$0.67	$1.06	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	82	107	126	11,689	12,787	7,163	5,339

Invesco V.I. Mid Cap Growth Fund, Series II Shares (04/27/2012)
Accumulation unit value at beginning of period	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$0.98	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—

Oppenheimer Global Fund/VA, Service Shares (05/01/2006)
Accumulation unit value at beginning of period	$0.94	$1.04	$0.91	$0.66	$1.12	$1.07	$1.00
Accumulation unit value at end of period	$1.13	$0.94	$1.04	$0.91	$0.66	$1.12	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	38	39	33	36	22	10	1

 118  WELLS FARGO ADVANTAGE SELECT VARIABLE ANNUITY — PROSPECTUS

Variable account charges of 1.05% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006

Oppenheimer Global Strategic Income Fund/VA, Service Shares (05/01/2006)
Accumulation unit value at beginning of period	$1.27	$1.27	$1.12	$0.96	$1.13	$1.04	$1.00
Accumulation unit value at end of period	$1.42	$1.27	$1.27	$1.12	$0.96	$1.13	$1.04
Number of accumulation units outstanding at end of period (000 omitted)	227	249	266	27,967	18,542	13,059	3,108

Oppenheimer Main Street Small Cap Fund®/VA, Service Shares (05/01/2006)
Accumulation unit value at beginning of period	$0.95	$0.99	$0.81	$0.60	$0.98	$1.00	$1.00
Accumulation unit value at end of period	$1.11	$0.95	$0.99	$0.81	$0.60	$0.98	$1.00
Number of accumulation units outstanding at end of period (000 omitted)	13	14	24	25	24	24	20

Putnam VT Global Health Care Fund – Class IB Shares (05/01/2006)
Accumulation unit value at beginning of period	$1.03	$1.05	$1.04	$0.83	$1.01	$1.03	$1.00
Accumulation unit value at end of period	$1.24	$1.03	$1.05	$1.04	$0.83	$1.01	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—

Putnam VT Small Cap Value Fund – Class IB Shares (05/01/2006)
Accumulation unit value at beginning of period	$0.82	$0.87	$0.70	$0.54	$0.90	$1.04	$1.00
Accumulation unit value at end of period	$0.96	$0.82	$0.87	$0.70	$0.54	$0.90	$1.04
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	6	1,670

Variable Portfolio – Aggressive Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.07	$1.12	$1.00	—	—	—	—
Accumulation unit value at end of period	$1.21	$1.07	$1.12	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	340	472	509	—	—	—	—

Variable Portfolio – Aggressive Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.08	$1.12	$1.00	—	—	—	—
Accumulation unit value at end of period	$1.21	$1.08	$1.12	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	28,949	31,406	35,636	—	—	—	—

Variable Portfolio – BlackRock Global Inflation-Protected Securities Fund (Class 3) (05/01/2006)
Accumulation unit value at beginning of period	$1.29	$1.19	$1.15	$1.09	$1.10	$1.03	$1.00
Accumulation unit value at end of period	$1.35	$1.29	$1.19	$1.15	$1.09	$1.10	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	218	238	269	27,402	11,339	9,543	6,089

Variable Portfolio – Conservative Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.07	$1.04	$1.00	—	—	—	—
Accumulation unit value at end of period	$1.13	$1.07	$1.04	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,583	884	947	—	—	—	—

Variable Portfolio – Conservative Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.07	$1.04	$1.00	—	—	—	—
Accumulation unit value at end of period	$1.13	$1.07	$1.04	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	30,872	28,351	22,295	—	—	—	—

Variable Portfolio – Moderate Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.08	$1.09	$1.00	—	—	—	—
Accumulation unit value at end of period	$1.19	$1.08	$1.09	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	6,817	6,568	7,272	—	—	—	—

Variable Portfolio – Moderate Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.09	$1.09	$1.00	—	—	—	—
Accumulation unit value at end of period	$1.19	$1.09	$1.09	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	217,020	229,158	241,303	—	—	—	—

Variable Portfolio – Moderately Aggressive Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.08	$1.11	$1.00	—	—	—	—
Accumulation unit value at end of period	$1.20	$1.08	$1.11	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	3,588	4,069	3,301	—	—	—	—

Variable Portfolio – Moderately Aggressive Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.09	$1.11	$1.00	—	—	—	—
Accumulation unit value at end of period	$1.21	$1.09	$1.11	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	98,277	113,447	126,812	—	—	—	—

Variable Portfolio – Moderately Conservative Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.08	$1.07	$1.00	—	—	—	—
Accumulation unit value at end of period	$1.16	$1.08	$1.07	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	2,093	2,521	2,064	—	—	—	—

Variable Portfolio – Moderately Conservative Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.08	$1.07	$1.00	—	—	—	—
Accumulation unit value at end of period	$1.16	$1.08	$1.07	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	32,837	33,464	37,757	—	—	—	—

WELLS FARGO ADVANTAGE SELECT VARIABLE ANNUITY — PROSPECTUS 119

Variable account charges of 1.05% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,			2012	2011	2010	2009	2008	2007	2006

Variable Portfolio – Partners Small Cap Value Fund (Class 3) (05/01/2006)
Accumulation unit value at beginning of period			$1.06	$1.12	$0.91	$0.67	$0.99	$1.05	$1.00
Accumulation unit value at end of period			$1.19	$1.06	$1.12	$0.91	$0.67	$0.99	$1.05
Number of accumulation units outstanding at end of period (000 omitted)			4	4	5	733	845	639	—

Variable Portfolio – Victory Established Value Fund (Class 3) (05/01/2006)
Accumulation unit value at beginning of period			$1.04	$1.13	$0.94	$0.69	$1.10	$1.05	$1.00
Accumulation unit value at end of period			$1.21	$1.04	$1.13	$0.94	$0.69	$1.10	$1.05
Number of accumulation units outstanding at end of period (000 omitted)			2	2	2	2	—	—	—

Wanger USA (05/01/2006)
Accumulation unit value at beginning of period			$1.02	$1.07	$0.88	$0.62	$1.05	$1.00	$1.00
Accumulation unit value at end of period			$1.22	$1.02	$1.07	$0.88	$0.62	$1.05	$1.00
Number of accumulation units outstanding at end of period (000 omitted)			57	67	70	7,396	5,499	3,212	306

Wells Fargo Advantage VT Index Asset Allocation Fund – Class 2 (05/01/2006)
Accumulation unit value at beginning of period			$1.09	$1.03	$0.92	$0.81	$1.15	$1.08	$1.00
Accumulation unit value at end of period			$1.22	$1.09	$1.03	$0.92	$0.81	$1.15	$1.08
Number of accumulation units outstanding at end of period (000 omitted)			—	—	—	—	—	—	—

Wells Fargo Advantage VT International Equity Fund – Class 2 (07/16/2010)
Accumulation unit value at beginning of period			$1.04	$1.21	$1.00	—	—	—	—
Accumulation unit value at end of period			$1.17	$1.04	$1.21	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)			—	—	—	—	—	—	—

Wells Fargo Advantage VT Intrinsic Value Fund – Class 2 (05/01/2006)
Accumulation unit value at beginning of period			$0.90	$0.93	$0.83	$0.71	$1.13	$1.12	$1.00
Accumulation unit value at end of period			$1.06	$0.90	$0.93	$0.83	$0.71	$1.13	$1.12
Number of accumulation units outstanding at end of period (000 omitted)			6	6	7	1,003	—	—	—

Wells Fargo Advantage VT Omega Growth Fund – Class 2 (07/16/2010)
Accumulation unit value at beginning of period			$1.18	$1.26	$1.00	—	—	—	—
Accumulation unit value at end of period			$1.41	$1.18	$1.26	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)			5	5	6	—	—	—	—

Wells Fargo Advantage VT Opportunity Fund – Class 2 (08/26/2011)
Accumulation unit value at beginning of period			$1.05	$1.00	—	—	—	—	—
Accumulation unit value at end of period			$1.20	$1.05	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)			—	—	—	—	—	—	—

Wells Fargo Advantage VT Small Cap Growth Fund – Class 2 (05/01/2006)
Accumulation unit value at beginning of period			$1.19	$1.26	$1.00	$0.66	$1.14	$1.02	$1.00
Accumulation unit value at end of period			$1.27	$1.19	$1.26	$1.00	$0.66	$1.14	$1.02
Number of accumulation units outstanding at end of period (000 omitted)			—	—	—	—	—	—	—

Wells Fargo Advantage VT Total Return Bond Fund – Class 2 (05/01/2006)
Accumulation unit value at beginning of period			$1.39	$1.30	$1.23	$1.11	$1.09	$1.04	$1.00
Accumulation unit value at end of period			$1.46	$1.39	$1.30	$1.23	$1.11	$1.09	$1.04
Number of accumulation units outstanding at end of period (000 omitted)			4	5	5	2,595	2,554	3,584	1,094

Variable account charges of 1.90% of the daily net assets of the variable account.
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004

AllianceBernstein VPS Growth and Income Portfolio (Class B) (04/30/2004)
Accumulation unit value at beginning of period	$1.03	$0.99	$0.90	$0.76	$1.30	$1.27	$1.11	$1.08	$1.00
Accumulation unit value at end of period	$1.19	$1.03	$0.99	$0.90	$0.76	$1.30	$1.27	$1.11	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	91	130	124	89	113	168	170	126	90

AllianceBernstein VPS International Value Portfolio (Class B) (04/30/2004)
Accumulation unit value at beginning of period	$0.92	$1.16	$1.13	$0.86	$1.87	$1.81	$1.36	$1.19	$1.00
Accumulation unit value at end of period	$1.03	$0.92	$1.16	$1.13	$0.86	$1.87	$1.81	$1.36	$1.19
Number of accumulation units outstanding at end of period (000 omitted)	5,828	6,871	7,882	19,909	27,146	17,556	13,071	8,418	3,162

American Century VP Inflation Protection, Class II (04/30/2004)
Accumulation unit value at beginning of period	$1.32	$1.21	$1.17	$1.08	$1.12	$1.04	$1.05	$1.05	$1.00
Accumulation unit value at end of period	$1.39	$1.32	$1.21	$1.17	$1.08	$1.12	$1.04	$1.05	$1.05
Number of accumulation units outstanding at end of period (000 omitted)	6,691	7,945	11,844	13,423	13,696	23,067	24,580	21,086	7,249

American Century VP Value, Class II (04/30/2004)
Accumulation unit value at beginning of period	$1.12	$1.13	$1.02	$0.87	$1.21	$1.30	$1.12	$1.09	$1.00
Accumulation unit value at end of period	$1.26	$1.12	$1.13	$1.02	$0.87	$1.21	$1.30	$1.12	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	12	87	16	16	19	24	29	15	26

 120  WELLS FARGO ADVANTAGE SELECT VARIABLE ANNUITY — PROSPECTUS

Variable account charges of 1.90% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004

Columbia Variable Portfolio – Cash Management Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.00	$1.02	$1.04	$1.06	$1.05	$1.03	$1.00	$0.99	$1.00
Accumulation unit value at end of period	$0.98	$1.00	$1.02	$1.04	$1.06	$1.05	$1.03	$1.00	$0.99
Number of accumulation units outstanding at end of period (000 omitted)	1,683	2,045	2,910	11,536	5,320	3,584	1,771	839	136

Columbia Variable Portfolio – Diversified Bond Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.25	$1.20	$1.13	$1.00	$1.09	$1.06	$1.03	$1.03	$1.00
Accumulation unit value at end of period	$1.32	$1.25	$1.20	$1.13	$1.00	$1.09	$1.06	$1.03	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	2,131	2,517	3,451	52,732	52,913	49,906	27,709	237	220

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.25	$1.34	$1.17	$0.93	$1.60	$1.51	$1.29	$1.15	$1.00
Accumulation unit value at end of period	$1.40	$1.25	$1.34	$1.17	$0.93	$1.60	$1.51	$1.29	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	6,023	7,706	10,251	47,600	45,615	31,206	25,297	8,506	34

Columbia Variable Portfolio – Emerging Markets Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.93	$2.49	$2.12	$1.24	$2.73	$2.01	$1.53	$1.17	$1.00
Accumulation unit value at end of period	$2.28	$1.93	$2.49	$2.12	$1.24	$2.73	$2.01	$1.53	$1.17
Number of accumulation units outstanding at end of period (000 omitted)	1,624	2,042	2,330	8,001	12,125	7,826	7,742	4,979	2,159

Columbia Variable Portfolio – High Yield Bond Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.54	$1.49	$1.33	$0.88	$1.20	$1.20	$1.10	$1.08	$1.00
Accumulation unit value at end of period	$1.75	$1.54	$1.49	$1.33	$0.88	$1.20	$1.20	$1.10	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	790	1,037	1,429	3,043	3,808	4,514	5,751	3,150	830

Columbia Variable Portfolio – Large Cap Growth Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.01	$1.06	$0.92	$0.69	$1.26	$1.24	$1.14	$1.07	$1.00
Accumulation unit value at end of period	$1.19	$1.01	$1.06	$0.92	$0.69	$1.26	$1.24	$1.14	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	195	258	361	910	3,801	2,883	38	38	—

Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.03	$1.00	$0.86	$0.71	$1.25	$1.24	$1.09	$1.05	$1.00
Accumulation unit value at end of period	$1.15	$1.03	$1.00	$0.86	$0.71	$1.25	$1.24	$1.09	$1.05
Number of accumulation units outstanding at end of period (000 omitted)	3,922	5,131	7,801	9,323	10,215	10,759	11,734	14,054	9,019

Columbia Variable Portfolio – Mid Cap Growth Opportunity Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.13	$1.35	$1.09	$0.68	$1.26	$1.13	$1.15	$1.07	$1.00
Accumulation unit value at end of period	$1.23	$1.13	$1.35	$1.09	$0.68	$1.26	$1.13	$1.15	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	393	430	548	702	933	906	1,023	1,088	697

Columbia Variable Portfolio – S&P 500 Index Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.11	$1.11	$0.99	$0.80	$1.29	$1.25	$1.11	$1.08	$1.00
Accumulation unit value at end of period	$1.26	$1.11	$1.11	$0.99	$0.80	$1.29	$1.25	$1.11	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	188	198	211	155	94	147	142	132	48

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.04	$1.04	$1.03	$1.00	$1.05	$1.01	$0.99	$1.00	$1.00
Accumulation unit value at end of period	$1.04	$1.04	$1.04	$1.03	$1.00	$1.05	$1.01	$0.99	$1.00
Number of accumulation units outstanding at end of period (000 omitted)	1,516	1,924	2,722	10,350	5,772	5,294	3,802	1,781	218

Dreyfus Investment Portfolios Technology Growth Portfolio, Service Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.22	$1.35	$1.06	$0.69	$1.20	$1.07	$1.04	$1.03	$1.00
Accumulation unit value at end of period	$1.38	$1.22	$1.35	$1.06	$0.69	$1.20	$1.07	$1.04	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	988	1,184	1,653	2,265	2,987	3,110	6,310	2,901	1,117

Dreyfus Variable Investment Fund Appreciation Portfolio, Service Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.25	$1.17	$1.03	$0.86	$1.25	$1.19	$1.05	$1.02	$1.00
Accumulation unit value at end of period	$1.35	$1.25	$1.17	$1.03	$0.86	$1.25	$1.19	$1.05	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	52	48	48	48	100	112	67	71	72

Fidelity® VIP Contrafund® Portfolio Service Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.30	$1.37	$1.19	$0.90	$1.59	$1.38	$1.27	$1.11	$1.00
Accumulation unit value at end of period	$1.48	$1.30	$1.37	$1.19	$0.90	$1.59	$1.38	$1.27	$1.11
Number of accumulation units outstanding at end of period (000 omitted)	8,416	10,938	14,844	26,124	44,134	42,111	45,962	19,309	6,485

Fidelity® VIP Mid Cap Portfolio Service Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.57	$1.79	$1.42	$1.04	$1.75	$1.55	$1.40	$1.21	$1.00
Accumulation unit value at end of period	$1.76	$1.57	$1.79	$1.42	$1.04	$1.75	$1.55	$1.40	$1.21
Number of accumulation units outstanding at end of period (000 omitted)	1,346	1,681	2,112	10,749	15,569	9,998	6,670	2,154	194

Fidelity® VIP Overseas Portfolio Service Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.04	$1.28	$1.16	$0.93	$1.70	$1.48	$1.28	$1.10	$1.00
Accumulation unit value at end of period	$1.23	$1.04	$1.28	$1.16	$0.93	$1.70	$1.48	$1.28	$1.10
Number of accumulation units outstanding at end of period (000 omitted)	1,894	2,343	2,808	4,655	4,812	4,606	5,282	5,025	3,210

WELLS FARGO ADVANTAGE SELECT VARIABLE ANNUITY — PROSPECTUS 121

Variable account charges of 1.90% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004

FTVIPT Franklin Global Real Estate Securities Fund – Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.00	$1.08	$0.91	$0.78	$1.37	$1.77	$1.50	$1.34	$1.00
Accumulation unit value at end of period	$1.25	$1.00	$1.08	$0.91	$0.78	$1.37	$1.77	$1.50	$1.34
Number of accumulation units outstanding at end of period (000 omitted)	103	150	172	590	821	1,056	270	252	119

FTVIPT Franklin Income Securities Fund – Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.35	$1.34	$1.21	$0.91	$1.32	$1.30	$1.12	$1.12	$1.00
Accumulation unit value at end of period	$1.49	$1.35	$1.34	$1.21	$0.91	$1.32	$1.30	$1.12	$1.12
Number of accumulation units outstanding at end of period (000 omitted)	598	1,057	1,140	1,013	1,631	1,849	1,382	1,066	516

FTVIPT Templeton Global Bond Securities Fund – Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.76	$1.81	$1.61	$1.38	$1.33	$1.22	$1.10	$1.16	$1.00
Accumulation unit value at end of period	$1.99	$1.76	$1.81	$1.61	$1.38	$1.33	$1.22	$1.10	$1.16
Number of accumulation units outstanding at end of period (000 omitted)	2,493	3,114	4,186	21,774	22,313	26,747	18,800	7,744	2,656

Goldman Sachs VIT Mid Cap Value Fund – Institutional Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.39	$1.51	$1.23	$0.94	$1.53	$1.51	$1.32	$1.19	$1.00
Accumulation unit value at end of period	$1.61	$1.39	$1.51	$1.23	$0.94	$1.53	$1.51	$1.32	$1.19
Number of accumulation units outstanding at end of period (000 omitted)	2,740	3,562	4,764	13,524	16,698	17,019	14,517	6,833	2,746

Invesco V.I. American Franchise Fund, Series II Shares (04/27/2012)
Accumulation unit value at beginning of period	$1.00	—	—	—	—	—	—	—	—
Accumulation unit value at end of period	$0.96	—	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	73	—	—	—	—	—	—	—	—

Invesco V.I. Comstock Fund, Series II Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.09	$1.13	$1.00	$0.79	$1.26	$1.31	$1.15	$1.13	$1.00
Accumulation unit value at end of period	$1.27	$1.09	$1.13	$1.00	$0.79	$1.26	$1.31	$1.15	$1.13
Number of accumulation units outstanding at end of period (000 omitted)	10,444	13,815	18,929	34,501	43,308	39,815	41,096	23,606	8,260

Invesco V.I. Mid Cap Growth Fund, Series II Shares (04/27/2012)
Accumulation unit value at beginning of period	$1.00	—	—	—	—	—	—	—	—
Accumulation unit value at end of period	$0.97	—	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	11	—	—	—	—	—	—	—	—

Oppenheimer Global Fund/VA, Service Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.26	$1.40	$1.24	$0.90	$1.54	$1.48	$1.29	$1.15	$1.00
Accumulation unit value at end of period	$1.49	$1.26	$1.40	$1.24	$0.90	$1.54	$1.48	$1.29	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	89	113	127	149	169	231	209	177	72

Oppenheimer Global Strategic Income Fund/VA, Service Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.32	$1.33	$1.18	$1.02	$1.21	$1.13	$1.07	$1.07	$1.00
Accumulation unit value at end of period	$1.46	$1.32	$1.33	$1.18	$1.02	$1.21	$1.13	$1.07	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	3,563	4,711	6,319	41,343	38,121	38,909	20,731	11,203	4,674

Oppenheimer Main Street Small Cap Fund®/VA, Service Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.29	$1.35	$1.11	$0.83	$1.36	$1.41	$1.25	$1.16	$1.00
Accumulation unit value at end of period	$1.49	$1.29	$1.35	$1.11	$0.83	$1.36	$1.41	$1.25	$1.16
Number of accumulation units outstanding at end of period (000 omitted)	41	89	24	25	61	71	75	59	31

Putnam VT Global Health Care Fund – Class IB Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.10	$1.14	$1.13	$0.91	$1.12	$1.15	$1.14	$1.03	$1.00
Accumulation unit value at end of period	$1.32	$1.10	$1.14	$1.13	$0.91	$1.12	$1.15	$1.14	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	19	23	44	56	84	144	142	109	57

Putnam VT Small Cap Value Fund – Class IB Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.09	$1.16	$0.94	$0.73	$1.22	$1.43	$1.24	$1.18	$1.00
Accumulation unit value at end of period	$1.25	$1.09	$1.16	$0.94	$0.73	$1.22	$1.43	$1.24	$1.18
Number of accumulation units outstanding at end of period (000 omitted)	61	69	84	147	179	192	4,666	76	17

Variable Portfolio – Aggressive Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.06	$1.11	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.18	$1.06	$1.11	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	500	242	2,128	—	—	—	—	—	—

Variable Portfolio – Aggressive Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.06	$1.11	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.18	$1.06	$1.11	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	27,031	37,081	45,459	—	—	—	—	—	—

Variable Portfolio – BlackRock Global Inflation-Protected Securities Fund (Class 3) (05/01/2006)
Accumulation unit value at beginning of period	$1.23	$1.14	$1.12	$1.06	$1.08	$1.02	$1.00	—	—
Accumulation unit value at end of period	$1.28	$1.23	$1.14	$1.12	$1.06	$1.08	$1.02	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,156	1,527	2,123	39,552	22,934	24,803	19,914	—	—

 122  WELLS FARGO ADVANTAGE SELECT VARIABLE ANNUITY — PROSPECTUS

Variable account charges of 1.90% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004

Variable Portfolio – Conservative Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.05	$1.04	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.11	$1.05	$1.04	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	2,883	3,605	2,840	—	—	—	—	—	—

Variable Portfolio – Conservative Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.05	$1.04	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.11	$1.05	$1.04	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	33,878	37,774	34,075	—	—	—	—	—	—

Variable Portfolio – Moderate Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.07	$1.09	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.16	$1.07	$1.09	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	4,950	4,056	2,407	—	—	—	—	—	—

Variable Portfolio – Moderate Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.07	$1.09	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.16	$1.07	$1.09	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	168,701	206,439	248,214	—	—	—	—	—	—

Variable Portfolio – Moderately Aggressive Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.07	$1.10	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.18	$1.07	$1.10	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	2,106	1,555	774	—	—	—	—	—	—

Variable Portfolio – Moderately Aggressive Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.07	$1.11	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.18	$1.07	$1.11	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	86,581	118,725	154,365	—	—	—	—	—	—

Variable Portfolio – Moderately Conservative Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.06	$1.06	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.13	$1.06	$1.06	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	3,949	2,095	1,480	—	—	—	—	—	—

Variable Portfolio – Moderately Conservative Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.06	$1.06	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.14	$1.06	$1.06	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	28,639	34,697	43,744	—	—	—	—	—	—

Variable Portfolio – Partners Small Cap Value Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.35	$1.44	$1.18	$0.88	$1.31	$1.41	$1.19	$1.15	$1.00
Accumulation unit value at end of period	$1.50	$1.35	$1.44	$1.18	$0.88	$1.31	$1.41	$1.19	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	3,627	4,585	6,248	9,697	11,631	12,674	11,121	10,647	4,456

Variable Portfolio – Victory Established Value Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.17	$1.27	$1.06	$0.79	$1.28	$1.23	$1.08	$1.10	$1.00
Accumulation unit value at end of period	$1.34	$1.17	$1.27	$1.06	$0.79	$1.28	$1.23	$1.08	$1.10
Number of accumulation units outstanding at end of period (000 omitted)	—	8	8	—	28	—	—	—	—

Wanger USA (04/30/2004)
Accumulation unit value at beginning of period	$1.30	$1.38	$1.14	$0.81	$1.38	$1.33	$1.26	$1.15	$1.00
Accumulation unit value at end of period	$1.53	$1.30	$1.38	$1.14	$0.81	$1.38	$1.33	$1.26	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	2,019	2,605	3,655	12,068	12,713	11,339	6,970	5,234	2,030

Wells Fargo Advantage VT Index Asset Allocation Fund – Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.18	$1.13	$1.02	$0.90	$1.29	$1.22	$1.11	$1.08	$1.00
Accumulation unit value at end of period	$1.31	$1.18	$1.13	$1.02	$0.90	$1.29	$1.22	$1.11	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Wells Fargo Advantage VT International Equity Fund – Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.12	$1.31	$1.14	$1.01	$1.76	$1.57	$1.30	$1.14	$1.00
Accumulation unit value at end of period	$1.24	$1.12	$1.31	$1.14	$1.01	$1.76	$1.57	$1.30	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	1,295	1,513	1,967	2,695	2,459	2,309	2,433	1,444	79

Wells Fargo Advantage VT Intrinsic Value Fund – Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.00	$1.04	$0.93	$0.82	$1.31	$1.30	$1.11	$1.08	$1.00
Accumulation unit value at end of period	$1.17	$1.00	$1.04	$0.93	$0.82	$1.31	$1.30	$1.11	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	579	663	931	3,042	1,054	1,198	1,229	1,587	971

Wells Fargo Advantage VT Omega Growth Fund – Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.32	$1.42	$1.21	$0.86	$1.21	$1.10	$1.06	$1.04	$1.00
Accumulation unit value at end of period	$1.55	$1.32	$1.42	$1.21	$0.86	$1.21	$1.10	$1.06	$1.04
Number of accumulation units outstanding at end of period (000 omitted)	2,885	3,649	5,238	3,799	4,435	5,394	5,524	3,401	1,048

WELLS FARGO ADVANTAGE SELECT VARIABLE ANNUITY — PROSPECTUS 123

Variable account charges of 1.90% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004

Wells Fargo Advantage VT Opportunity Fund – Class 2 (08/26/2011)
Accumulation unit value at beginning of period	$1.05	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.18	$1.05	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	244	281	—	—	—	—	—	—	—

Wells Fargo Advantage VT Small Cap Growth Fund – Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.49	$1.59	$1.28	$0.85	$1.48	$1.33	$1.10	$1.06	$1.00
Accumulation unit value at end of period	$1.57	$1.49	$1.59	$1.28	$0.85	$1.48	$1.33	$1.10	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	522	593	844	2	2	1	1	1	1

Wells Fargo Advantage VT Total Return Bond Fund – Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.35	$1.27	$1.21	$1.10	$1.09	$1.05	$1.03	$1.03	$1.00
Accumulation unit value at end of period	$1.40	$1.35	$1.27	$1.21	$1.10	$1.09	$1.05	$1.03	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	3,466	4,101	5,623	8,408	8,640	12,231	8,454	2,629	789

 124  WELLS FARGO ADVANTAGE SELECT VARIABLE ANNUITY — PROSPECTUS

Table of Contents of the Statement of Additional Information

Calculating Annuity Payouts	p. 3

Rating Agencies	p. 4

Revenues Received During Calendar Year 2012	p. 4

Principal Underwriter	p. 5

Independent Registered Public Accounting Firms	p. 5

Condensed Financial Information (Unaudited)	p. 6

Financial Statements

WELLS FARGO ADVANTAGE SELECT VARIABLE ANNUITY — PROSPECTUS 125

RiverSource Life Insurance Company
829 Ameriprise Financial Center
Minneapolis, MN 55474
1-800-333-3437

RiverSource Distributors, Inc. (Distributor), Member FINRA.
Insurance and annuity products are issued by RiverSource Life Insurance Company.

©2008-2013 RiverSource Life Insurance Company. All rights reserved.
45302 N (4/13)

Prospectus

April 29, 2013

RiverSource®

Innovations Classic Select Variable Annuity

INDIVIDUAL FLEXIBLE PREMIUM DEFERRED COMBINATION FIXED/VARIABLE ANNUITY

Issued by:	RiverSource Life Insurance Company (RiverSource Life)

829 Ameriprise Financial Center
Minneapolis, MN 55474
Telephone: 1-800-333-3437
(Corporate Office)
RiverSource Variable Annuity Account/RiverSource MVA Account

New contracts are not currently being offered.

This prospectus contains information that you should know before investing. Prospectuses are also available for:

AllianceBernstein Variable Products Series Fund, Inc. (Class B)
American Century® Variable Portfolios, Inc., Class II
Columbia Funds Variable Insurance Trust
Columbia Funds Variable Series Trust II
Credit Suisse Trust
Dreyfus Variable Investment Fund, Service Share Class
Eaton Vance Variable Trust (VT)
Fidelity® Variable Insurance Products Service Class 2
Franklin® Templeton® Variable Insurance Products Trust
  (FTVIPT) – Class 2
Goldman Sachs Variable Insurance Trust (VIT)
Invesco Variable Insurance Funds
Janus Aspen Series: Service Shares
Legg Mason Partners Variable Equity Trust
MFS® Variable Insurance Trustsm – Service Class
Morgan Stanley UIF
Oppenheimer Variable Account Funds, Service Shares
PIMCO Variable Insurance Trust (VIT)
Putnam Variable Trust – Class IB Shares
Wanger Advisors Trust

Some funds may not be available in your contract. Please read the prospectuses carefully and keep them for future reference.

The Securities and Exchange Commission (SEC) has not approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

An investment in this contract is not a deposit of a bank or financial institution and is not insured or guaranteed by the Federal Deposit Insurance Corporation (FDIC) or any other government agency. An investment in this contract involves investment risk including the possible loss of principal.

A Statement of Additional Information (SAI), dated the same date as this prospectus, is incorporated by reference into this prospectus. It is filed with the SEC and is available without charge by contacting RiverSource Life at the telephone number and address listed above. The table of contents of the SAI is on the last page of this prospectus. The SEC maintains an Internet site. This prospectus, the SAI and other information about the product are available on the EDGAR Database on the SEC’s Internet site at (http://www.sec.gov).

Variable annuities are insurance products that are complex investment vehicles. Before you invest, be sure to ask your investment professional about the variable annuity’s features, benefits, risks and fees, and whether the variable annuity is appropriate for you, based upon your financial situation and objectives.

The contract and/or certain optional benefits described in this prospectus may not be available in all jurisdictions. This prospectus constitutes an offering or solicitation only in those jurisdictions where such offering or solicitation may lawfully be made. State variations are covered in a special contract form used in that state. This prospectus provides a general description of the contract. Your actual contract and any riders or endorsements are the controlling documents.

RiverSource Life has not authorized any person to give any information or to make any representations regarding the contract other than those contained in this prospectus or the fund prospectuses. Do not rely on any such information or representations.

RIVERSOURCE INNOVATIONS CLASSIC SELECT VARIABLE ANNUITY — PROSPECTUS 1

RiverSource Life offers other variable annuity contracts in addition to the contract described in this prospectus. Each annuity has different features and optional benefits that may be appropriate for you based on your individual financial situation and needs, your age and how you intend to use the annuity. The different features and benefits may include the investment and fund manager options, variations in interest rate amount and guarantees, credits, withdrawal charge schedules and access to your annuity account values. The fees and charges you will pay when buying, owning and withdrawing money from the contract we describe in this prospectus may be more or less than the fees and charges of other variable annuities we issue. A securities broker dealer authorized to sell the contract described in this prospectus (selling firm) may not offer all the variable annuities we issue. In addition, some selling firms may not permit their investment professionals to sell the contract and/or optional benefits described in this prospectus to persons over a certain age (which may be lower than age limits we set), or may otherwise restrict the sale of the optional benefits described in this prospectus by their investment professionals. You should ask your investment professional about his or her selling firm’s ability to offer you other variable annuities we issue (which might have lower fees and charges than the contract described in this prospectus), and any limits the selling firm has placed on your investment professional’s ability to offer you the contract and/or optional riders described in this prospectus.

 2  RIVERSOURCE INNOVATIONS CLASSIC SELECT VARIABLE ANNUITY — PROSPECTUS

Key Terms

These terms can help you understand details about your contract.

Accumulation unit: A measure of the value of each subaccount before annuity payouts begin.

Annuitant: The person or persons on whose life or life expectancy the annuity payouts are based.

Annuity payouts: An amount paid at regular intervals under one of several plans.

Assumed investment rate: The rate of return we assume your investments will earn when we calculate your initial annuity payout amount using the annuity table in your contract. The standard assumed investment rate we use is 5% but you may request we substitute an assumed investment rate of 3.5%.

Beneficiary: The person you designate to receive benefits in case of the owner’s or annuitant’s death while the contract is in force.

Close of business: The time the New York Stock Exchange (NYSE) closes (4 p.m. Eastern time unless the NYSE closes earlier).

Code: The Internal Revenue Code of 1986, as amended.

Contract: A deferred annuity contract that permits you to accumulate money for retirement by making one or more purchase payments. It provides for lifetime or other forms of payouts beginning at a specified time in the future.

Contract value: The total value of your contract before we deduct any applicable charges.

Contract year: A period of 12 months, starting on the effective date of your contract and on each anniversary of the effective date.

Fixed account: Our general account which includes the one-year fixed account and the DCA fixed account. Amounts you allocate to the fixed account earn interest rates we declare periodically.

Funds: Investment options under your contract. You may allocate your purchase payments into subaccounts investing in shares of the funds.

Good order: We cannot process your transaction request relating to the contract until we have received the request in good order at our corporate office. “Good order” means the actual receipt of the requested transaction in writing, along with all information, forms and supporting legal documentation necessary to effect the transaction. To be in “good order,” your instructions must be sufficiently clear so that we do not need to exercise any discretion to follow such instructions. This information and documentation generally includes your completed request; the contract number; the transaction amount (in dollars); the names of and allocations to and/or from the subaccounts and the fixed account affected by the requested transaction; the signatures of all contract owners, exactly as registered on the contract, if necessary; Social Security Number or Taxpayer Identification Number; and any other information, forms or supporting documentation that we may require. With respect to purchase requests, “good order” also generally includes receipt of sufficient payment by us to effect the purchase. We may, in our sole discretion, determine whether any particular transaction request is in good order, and we reserve the right to change or waive any good order requirements at any time.

Guarantee Period: The number of successive 12-month periods that a guaranteed interest rate is credited.

Guarantee Period Accounts (GPAs): A nonunitized separate account to which you may allocate purchase payments and purchase payment credits or transfer contract value of at least $1,000. These accounts have guaranteed interest rates for guarantee periods we declare when you allocate purchase payments and purchase payment credits or transfer contract value to a GPA. These guaranteed rates and periods of time may vary by state. Unless an exception applies, transfers or withdrawals from a GPA done more than 30 days before the end of the guarantee period will receive a market value adjustment, which may result in a gain or loss of principal.

Market Value Adjustment (MVA): A positive or negative adjustment assessed if any portion of a Guarantee Period Account is withdrawn or transferred more than 30 days before the end of its guarantee period.

Owner (you, your): The person or persons identified in the contract as owner(s) of the contract, who has or have the right to control the contract (to decide on investment allocations, transfers, payout options, etc.). Usually, but not always, the owner is also the annuitant. During the owner’s life, the owner is responsible for taxes, regardless of whether he or she receives the contract’s benefits. When the contract is owned by a revocable trust, the annuitant selected should be the grantor of the trust to assure compliance with Section 72(s) of the Code.

Purchase payment credits: An addition we make to your contract value. We base the amount of the credit on net payments (total payments less total withdrawals). We apply the credit to your contract based on your current payment.

RIVERSOURCE INNOVATIONS CLASSIC SELECT VARIABLE ANNUITY — PROSPECTUS 3

Qualified annuity: A contract that you purchase to fund one of the following tax-deferred retirement plans that is subject to applicable federal law and any rules of the plan itself:

•	Individual Retirement Annuities (IRAs) including inherited IRAs under Section 408(b) of the Code

•	Roth IRAs including inherited Roth IRAs under Section 408A of the Code

•	Simplified Employee Pension (SEP) plans under Section 408(k) of the Code

•	Tax-Sheltered Annuity (TSA) rollovers under Section 403(b) of the Code

A qualified annuity will not provide any necessary or additional tax deferral if it is used to fund a retirement plan that is already tax-deferred.

All other contracts are considered nonqualified annuities.

Retirement date: The date when annuity payouts are scheduled to begin.

Rider effective date: The date a rider becomes effective as stated in the rider.

RiverSource Life: In this prospectus, “we,” “us,” “our” and “RiverSource Life” refer to RiverSource Life Insurance Company.

Valuation date: Any normal business day, Monday through Friday, on which the NYSE is open, up to the close of business. At the close of business, the next valuation date begins. We calculate the accumulation unit value of each subaccount on each valuation date. If we receive your purchase payment or any transaction request (such as a transfer or withdrawal request) in good order at our corporate office before the close of business, we will process your payment or transaction using the accumulation unit value we calculate on the valuation date we received your payment or transaction request. On the other hand, if we receive your purchase payment or transaction request in good order at our corporate office at or after the close of business, we will process your payment or transaction using the accumulation unit value we calculate on the next valuation date. If you make a transaction request by telephone (including by fax), you must have completed your transaction by the close of business in order for us to process it using the accumulation unit value we calculate on that valuation date. If you were not able to complete your transaction before the close of business for any reason, including telephone service interruptions or delays due to high call volume, we will process your transaction using the accumulation unit value we calculate on the next valuation date.

Variable account: Consists of separate subaccounts to which you may allocate purchase payments; each invests in shares of one fund. The value of your investment in each subaccount changes with the performance of the particular fund.

Withdrawal value: The amount you are entitled to receive if you make a full withdrawal from your contract. It is the contract value minus any applicable charges.

 4  RIVERSOURCE INNOVATIONS CLASSIC SELECT VARIABLE ANNUITY — PROSPECTUS

The Contract in Brief

Purpose: The purpose of the contract is to allow you to accumulate money for retirement. You do this by making one or more purchase payments. You may allocate your purchase payments to the GPAs, one-year fixed account, the DCA fixed account (if part of your contract) and/or subaccounts of the variable account under the contract. These accounts, in turn, may earn returns that increase the value of the contract. If the contract value goes to zero due to underlying fund’s performance or deduction of fees, the contract will no longer be in force and the contract (including any death benefit riders) will terminate. Beginning at a specified time in the future called the retirement date, the contract provides lifetime or other forms of payout of your contract value (less any applicable premium tax).

It may have not been advantageous for you to purchase this contract in exchange for, or in addition to, an existing annuity or life insurance policy. Generally, you can exchange one annuity for another or for a long-term care policy in a “tax-free” exchange under Section 1035 of the Code. You can also do a partial exchange from one annuity contract to another annuity contract, subject to Internal Revenue Service (“IRS”) rules. You also generally can exchange a life insurance policy for an annuity. However, before making an exchange, you should compare both contracts carefully because the features and benefits may be different. Fees and charges may be higher or lower on your old contract than on this contract. You may have to pay a withdrawal charge when you exchange out of your old contract and a new withdrawal charge period will begin when you exchange into this contract. If the exchange does not qualify for Section 1035 treatment, you also may have to pay federal income tax on the distribution. State income taxes may also apply. You should not exchange your old contract for this contract, or buy this contract in addition to your old contract, unless you determine it is in your best interest. (See “Taxes-1035 Exchanges”.)

Tax-deferred retirement plans: Most annuities have a tax-deferred feature. So do many retirement plans under the Code. As a result, when you use a qualified annuity to fund a retirement plan that is tax-deferred, your contract will not provide any necessary or additional tax deferral for that retirement plan. A qualified annuity has features other than tax deferral that may help you reach your retirement goals. In addition, the Code subjects retirement plans to required withdrawals triggered at a certain age. These mandatory withdrawals are called required minimum distributions (“RMDs”). RMDs may reduce the value of certain death benefits and optional riders (see “Taxes — Qualified Annuities — Required Minimum Distributions”). You should consult your tax advisor before you purchase the contract as a qualified annuity for an explanation of the tax implications to you.

Accounts: Generally, you may allocate your purchase payments among the:

•	subaccounts, each of which invests in a fund with a particular investment objective. The value of each subaccount varies with the performance of the particular fund in which it invests. We cannot guarantee that the value at the retirement date will equal or exceed the total purchase payments you allocate to the subaccounts. (See “The Variable Account and the Funds”).

•	GPAs which earn interest at rates declared when you make an allocation to that account. The required minimum investment in each GPA is $1,000. These accounts may not be available in all states. (See “The Guarantee Period Accounts (GPAs)”)

•	one-year fixed account, which earns interest at rates that we adjust periodically. There are restrictions on the amount you can allocate to this account as well as on transfers from this account. (See “The One-Year Fixed Account”)

•	the DCA fixed account, which earns interest at rates that we adjust periodically. There are restrictions on how long contract value can remain in this account. (See “The Fixed Account — DCA Fixed Account”)

Buying a contract: We no longer offer new contracts. However, you have the option of making additional purchase payments in the future, subject to certain limitations. Purchase payment amounts and purchase payment timing may be limited under the terms of your contract and/or pursuant to state requirements. (See “Buying Your Contract”).

Transfers: Subject to certain restrictions, you currently may redistribute your contract value among the accounts without charge at any time until annuity payouts begin, and once per contract year among the subaccounts after annuity payouts begin. Transfers out of the GPAs done more than 30 days before the end of the guarantee period will be subject to an MVA, unless an exception applies. You may establish automated transfers among the accounts. Transfers into the DCA fixed account are not permitted. We reserve the right to further limit transfers to the one-year fixed account if the interest rate we are then currently crediting is equal to the minimum interest rate stated in the contract. (See “Making the Most of Your Contract — Transferring Among Accounts”).

Withdrawals: You may withdraw all or part of your contract value at any time before the retirement date. You also may establish automated partial withdrawals. Withdrawals may be subject to charges and tax penalties (including a 10% IRS penalty that may apply if you make withdrawals prior to your reaching age 59 1/2) and may have other tax consequences. Certain other restrictions may apply. (See “Withdrawals”)

RIVERSOURCE INNOVATIONS CLASSIC SELECT VARIABLE ANNUITY — PROSPECTUS 5

Optional benefits: This contract offers features that are available for additional charges if you meet certain criteria. Optional benefits may require the use of a Portfolio Navigator program (PN program) investment option which may limit transfers and allocations; may limit the timing, amount and allocation of purchase payments; and may limit the amount of partial withdrawals that can be taken under the optional benefit during a contract year. (See “Optional Benefits”).

Benefits in case of death: If you or the annuitant die before annuity payouts begin, we will pay the beneficiary an amount based on the death benefit selected. (See “Benefits in Case of Death”).

Annuity payouts: You can apply your contract value, after reflecting any adjustments, to an annuity payout plan that begins on the retirement date. You may choose from a variety of plans to make sure that payouts continue as long as you like. The payout schedule must meet IRS requirements. We can make payouts on a fixed or variable basis, or both. During the annuity payout period, your choices for subaccounts may be limited. The GPAs and the DCA fixed account are not available during the payout period. (See “The Annuity Payout Period”).

Taxes: Generally, income earned on your contract value grows tax-deferred until you make withdrawals or begin to receive payouts. (Under certain circumstances, IRS penalty taxes may apply.) The tax treatment of qualified and non-qualified annuities differs. Even if you direct payouts to someone else, you will be taxed on the income if you are the owner. (See “Taxes”).

 6  RIVERSOURCE INNOVATIONS CLASSIC SELECT VARIABLE ANNUITY — PROSPECTUS

Expense Summary

The following tables describe the fees and expenses that you will pay when buying, owning and making a withdrawal from the contract. The first table describes the fees and expenses that you will pay at the time that you buy the contract or make a withdrawal from the contract. State premium taxes also may be deducted.

CONTRACT OWNER TRANSACTION EXPENSES

Withdrawal charge

(Contingent deferred sales charge as a percentage of purchase payments withdrawn)

You select either a seven-year or five-year withdrawal charge schedule at the time of application.

Seven-year schedule		Five-year schedule*
Years from purchase	Withdrawal charge	Years from purchase	Withdrawal charge
payment receipt**	percentage	payment receipt**	percentage

1	8%	1	8%

2	8	2	7

3	7	3	6

4	7	4	4

5	6	5	2

6	5	Thereafter	0

7	3

Thereafter	0

*	The five-year withdrawal charge schedule may not be available in all states.

**	According to our current administrative practice, for the purpose of surrender charge calculation, we consider that the year is completed one day prior to the anniversary of the day each purchase payment was received.

Withdrawal charge under Annuity Payout Plan E — Payouts for a specified period: If you are receiving variable annuity payments under this annuity payout plan, you can choose to take a withdrawal. The amount that you can withdraw is the present value of any remaining variable payouts. The discount rate we use in the calculation will be 5.17% for the assumed investment return of 3.5% and 6.67% for the assumed investment return of 5.0%. The withdrawal charge equals the present value of the remaining payouts using the assumed investment return minus the present value of the remaining payouts using the discount rate. (See “Charges — Withdrawal Charge” and “The Annuity Payout Period — Annuity Payout Plans.”)

RIVERSOURCE INNOVATIONS CLASSIC SELECT VARIABLE ANNUITY — PROSPECTUS 7

The next two tables describe the fees and expenses that you will pay periodically during the time that you own the contract, not including fund fees and expenses.

ANNUAL VARIABLE ACCOUNT EXPENSES
(As a percentage of average daily subaccount value.)

You must choose a death benefit guarantee, a qualified or nonqualified contract and the length of your contract’s withdrawal charge schedule. The combination you choose determines the mortality and expense risk fees you pay. The table below shows the combinations available to you and their cost. The variable account administrative charge is in addition to the mortality and expense risk fee.

Seven-year withdrawal charge schedule for contracts with applications signed on or after May 1, 2006 and if available in your state

	Mortality and	Variable account	Total variable
	expense risk fee	administrative charge	account expense

Qualified annuities

Return of Purchase Payment (ROP) Death Benefit	0.90%	0.15%	1.05%

Maximum Anniversary Value (MAV) Death Benefit	1.10	0.15	1.25

5% Accumulation Death Benefit	1.25	0.15	1.40

Enhanced Death Benefit	1.30	0.15	1.45

Nonqualified annuities

ROP Death Benefit	1.05	0.15	1.20

MAV Death Benefit	1.25	0.15	1.40

5% Accumulation Death Benefit	1.40	0.15	1.55

Enhanced Death Benefit	1.45	0.15	1.60

Seven-year withdrawal charge schedule for all other contracts

	Mortality and	Variable account	Total variable
	expense risk fee	administrative charge	account expense

Qualified annuities

ROP Death Benefit	1.00%	0.15%	1.15%

MAV Death Benefit	1.20	0.15	1.35

5% Accumulation Death Benefit	1.35	0.15	1.50

Enhanced Death Benefit	1.40	0.15	1.55

Nonqualified annuities

ROP Death Benefit	1.15	0.15	1.30

MAV Death Benefit	1.35	0.15	1.50

5% Accumulation Death Benefit	1.50	0.15	1.65

Enhanced Death Benefit	1.55	0.15	1.70

Five-year withdrawal charge schedule

Qualified annuities

ROP Death Benefit	1.20%	0.15%	1.35%

MAV Death Benefit	1.40	0.15	1.55

5% Accumulation Death Benefit	1.55	0.15	1.70

Enhanced Death Benefit	1.60	0.15	1.75

Nonqualified annuities

ROP Death Benefit	1.35	0.15	1.50

MAV Death Benefit	1.55	0.15	1.70

5% Accumulation Death Benefit	1.70	0.15	1.85

Enhanced Death Benefit	1.75	0.15	1.90

 8  RIVERSOURCE INNOVATIONS CLASSIC SELECT VARIABLE ANNUITY — PROSPECTUS

OTHER ANNUAL EXPENSES

Annual contract administrative charge	$40

(We will waive this charge when your contract value is $50,000 or more on the current contract anniversary except at full withdrawal.)

Optional Death Benefits
If eligible, you may have selected an optional death benefit in addition to the ROP and MAV Death Benefits. The fees apply only if you have selected one of these benefits.

Benefit Protector® Death Benefit rider fee	0.25%

Benefit Protector® Plus Death Benefit rider fee	0.40%

(As a percentage of the contract value charged annually on the contract anniversary.)

Optional Living Benefits
If eligible, you may have selected one of the following optional living benefits if available in your state. Each optional living benefit requires participation in the PN program. The fees apply only if you have selected one of these benefits.

Accumulation Protector Benefit® rider fee	Maximum: 1.75%	Current: 0.55%

(Charged annually on the contract anniversary as a percentage of the contract value or the Minimum Contract Accumulation Value, whichever is greater.)

Guarantor Withdrawal Benefit for Life® rider fee	Maximum: 1.50%	Current: 0.65%

(Charged annually on the contract anniversary as a percentage of the contract value or the total Remaining Benefit Amount, whichever is greater.)

Guarantor® Withdrawal Benefit rider fee	Maximum: 1.50%	Current: 0.55%

(As a percentage of contract value charged annually on the contract anniversary.)

Income Assurer Benefit® – MAV rider fee	Maximum: 1.50%	Current: 0.30%(1)

Income Assurer Benefit® – 5% Accumulation Benefit Base rider fee	Maximum: 1.75%	Current: 0.60%(1)

Income Assurer Benefit® – Greater of MAV or 5% Accumulation Benefit Base rider fee	Maximum: 2.00%	Current: 0.65%(1)

(As a percentage of the guaranteed income benefit base charged annually on the contract anniversary.)

(1)	For applications signed prior to Oct. 7, 2004, the following current annual rider charges apply: Income Assurer Benefit – MAV — 0.55%, Income Assurer Benefit — 5% Accumulation Benefit Base — 0.70%; and Income Assurer Benefit — Greater of MAV or 5% Accumulation Benefit Base — 0.75%.

RIVERSOURCE INNOVATIONS CLASSIC SELECT VARIABLE ANNUITY — PROSPECTUS 9

ANNUAL OPERATING EXPENSES OF THE FUNDS
The next two tables describe the operating expenses of the funds that you may pay periodically during the time that you own the contract. These operating expenses are for the fiscal year ended Dec. 31, 2012, unless otherwise noted. The first table shows the minimum and maximum total operating expenses charged by the funds. The second table shows the total operating expenses charged by each fund. More detail concerning each fund’s fees and expenses is contained in the prospectus for each fund.

Minimum and maximum annual operating expenses for the funds

(Including management fee, distribution and/or service (12b-1) fees and other expenses)(1)

	Minimum	Maximum

Total expenses before fee waivers and/or expense reimbursements	0.45%	1.71%

(1)	Each fund deducts management fees and other expenses from fund assets. Fund assets include amounts you allocate to a particular fund. Funds may also charge 12b-1 fees that are used to finance any activity that is primarily intended to result in the sale of fund shares. Because 12b-1 fees are paid out of fund assets on an ongoing basis, you may pay more if you select subaccounts investing in funds that have adopted 12b-1 plans than if you select subaccounts investing in funds that have not adopted 12b-1 plans. The fund or the fund’s affiliates may pay us or our affiliates for promoting and supporting the offer, sale and servicing of fund shares. In addition, the fund’s distributor and/or investment adviser, transfer agent or their affiliates may pay us or our affiliates for various services we or our affiliates provide. The amount of these payments will vary by fund and may be significant. See “The Variable Account and the Funds” for additional information, including potential conflicts of interest these payments may create. For a more complete description of each fund’s fees and expenses and important disclosure regarding payments the fund and/or its affiliates make, please review the fund’s prospectus and SAI.

Total annual operating expenses for each fund*

(Before fee waivers and/or expense reimbursements, if applicable, as a percentage of average daily net assets)

				Acquired fund	Gross total
	Management	12b-1	Other	fees and	annual
Fund name**	fees	fees	expenses	expenses***	expenses

AllianceBernstein VPS Balanced Wealth Strategy Portfolio (Class B)	0.55%	0.25%	0.10%	—%	0.90%

AllianceBernstein VPS Global Thematic Growth Portfolio (Class B)	0.75	0.25	0.24	—	1.24

AllianceBernstein VPS Growth and Income Portfolio (Class B)	0.55	0.25	0.05	—	0.85

AllianceBernstein VPS International Value Portfolio (Class B)	0.75	0.25	0.06	—	1.06

American Century VP Inflation Protection, Class II	0.47	0.25	0.01	—	0.73

American Century VP International, Class II	1.31	0.25	0.02	—	1.58

American Century VP Mid Cap Value, Class II	0.90	0.25	0.01	—	1.16

American Century VP Ultra®, Class II	0.90	0.25	0.01	—	1.16

American Century VP Value, Class II	0.88	0.25	—	—	1.13

ClearBridge Variable Small Cap Growth Portfolio – Class I**	0.75	—	0.11	—	0.86

Columbia Variable Portfolio – Cash Management Fund (Class 3)	0.33	0.13	0.14	—	0.60	(1)

Columbia Variable Portfolio – Diversified Bond Fund (Class 3)	0.41	0.13	0.13	—	0.67

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3)**	0.57	0.13	0.12	—	0.82

Columbia Variable Portfolio – Emerging Markets Fund (Class 3)**	1.07	0.13	0.22	—	1.42	(1)

Columbia Variable Portfolio – High Yield Bond Fund (Class 3)	0.58	0.13	0.17	—	0.88	(1)

Columbia Variable Portfolio – Income Opportunities Fund (Class 2)	0.57	0.25	0.14	—	0.96

Columbia Variable Portfolio – Income Opportunities Fund (Class 3)	0.57	0.13	0.14	—	0.84

Columbia Variable Portfolio – International Opportunity Fund (Class 3)	0.79	0.13	0.20	—	1.12

Columbia Variable Portfolio – Large Cap Growth Fund (Class 3)	0.71	0.13	0.17	—	1.01	(1)

Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3)**	0.66	0.13	0.14	0.01	0.94

Columbia Variable Portfolio – Marsico Growth Fund (Class 1)	0.77	—	0.11	—	0.88	(1),(2)

Columbia Variable Portfolio – Marsico International Opportunities Fund (Class 2)	0.87	0.25	0.17	—	1.29	(1),(2)

Columbia Variable Portfolio – Mid Cap Growth Opportunity Fund (Class 3)	0.76	0.13	0.17	—	1.06	(1)

Columbia Variable Portfolio – Mid Cap Value Opportunity Fund (Class 3)	0.74	0.13	0.14	—	1.01	(1)

Columbia Variable Portfolio – S&P 500 Index Fund (Class 3)	0.10	0.13	0.22	—	0.45

Columbia Variable Portfolio – Select Large-Cap Value Fund (Class 3)	0.70	0.13	0.15	—	0.98	(1)

Columbia Variable Portfolio – Small Cap Value Fund (Class 2)	0.87	0.25	0.13	—	1.25	(1)

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 3)**	0.36	0.13	0.14	—	0.63

 10  RIVERSOURCE INNOVATIONS CLASSIC SELECT VARIABLE ANNUITY — PROSPECTUS

Total annual operating expenses for each fund* (continued)

(Before fee waivers and/or expense reimbursements, if applicable, as a percentage of average daily net assets)

				Acquired fund	Gross total
	Management	12b-1	Other	fees and	annual
Fund name**	fees	fees	expenses	expenses***	expenses

Credit Suisse Trust – Commodity Return Strategy Portfolio	0.50%	0.25%	0.59%	—%	1.34	%(3)

Dreyfus Investment Portfolios MidCap Stock Portfolio, Service Shares	0.75	0.25	0.10	—	1.10

Dreyfus Investment Portfolios Technology Growth Portfolio, Service Shares	0.75	0.25	0.08	—	1.08

Dreyfus Variable Investment Fund Appreciation Portfolio, Service Shares	0.75	0.25	0.06	—	1.06

Dreyfus Variable Investment Fund International Equity Portfolio, Service Shares	0.75	0.25	0.31	—	1.31

Dreyfus Variable Investment Fund International Value Portfolio, Service Shares	1.00	0.25	0.28	—	1.53

Eaton Vance VT Floating-Rate Income Fund	0.58	0.50	0.10	—	1.18

Fidelity® VIP Contrafund® Portfolio Service Class 2	0.56	0.25	0.08	—	0.89

Fidelity® VIP Growth Portfolio Service Class 2	0.56	0.25	0.10	—	0.91

Fidelity® VIP Investment Grade Bond Portfolio Service Class 2	0.31	0.25	0.11	—	0.67

Fidelity® VIP Mid Cap Portfolio Service Class 2	0.56	0.25	0.09	—	0.90

Fidelity® VIP Overseas Portfolio Service Class 2	0.71	0.25	0.14	—	1.10

FTVIPT Franklin Income Securities Fund – Class 2	0.45	0.25	0.02	—	0.72

FTVIPT Franklin Rising Dividends Securities Fund – Class 2	0.61	0.25	0.02	—	0.88

FTVIPT Franklin Small-Mid Cap Growth Securities Fund – Class 2	0.51	0.25	0.29	—	1.05

FTVIPT Mutual Shares Securities Fund – Class 2	0.60	0.25	0.11	—	0.96

FTVIPT Templeton Global Bond Securities Fund – Class 2	0.46	0.25	0.09	—	0.80

FTVIPT Templeton Growth Securities Fund – Class 2	0.74	0.25	0.04	—	1.03

Goldman Sachs VIT Mid Cap Value Fund – Institutional Shares	0.80	—	0.07	—	0.87	(4)

Goldman Sachs VIT Structured U.S. Equity Fund – Institutional Shares	0.62	—	0.10	—	0.72	(5)

Invesco V.I. American Franchise Fund, Series II Shares**	0.68	0.25	0.30	—	1.23	(6)

Invesco V.I. Comstock Fund, Series II Shares**	0.56	0.25	0.29	—	1.10	(6)

Invesco V.I. Global Health Care Fund, Series II Shares	0.75	0.25	0.38	—	1.38

Invesco V.I. International Growth Fund, Series II Shares	0.71	0.25	0.30	—	1.26

Invesco V.I. Mid Cap Core Equity Fund, Series II Shares	0.73	0.25	0.32	—	1.30

Invesco V.I. Mid Cap Growth Fund, Series II Shares**	0.75	0.25	0.37	—	1.37	(6)

Invesco V.I. Value Opportunities Fund, Series II Shares**	0.70	0.25	0.32	—	1.27

Janus Aspen Series Janus Portfolio: Service Shares	0.48	0.25	0.05	—	0.78

MFS® Investors Growth Stock Series – Service Class	0.75	0.25	0.08	—	1.08

MFS® New Discovery Series – Service Class	0.90	0.25	0.07	—	1.22

MFS® Total Return Series – Service Class	0.75	0.25	0.05	—	1.05	(7)

MFS® Utilities Series – Service Class	0.74	0.25	0.08	—	1.07

Morgan Stanley UIF Global Real Estate Portfolio, Class II Shares	0.85	0.35	0.51	—	1.71	(8)

Morgan Stanley UIF Mid Cap Growth Portfolio, Class II Shares	0.75	0.35	0.31	—	1.41	(8)

Morgan Stanley UIF U.S. Real Estate Portfolio, Class II Shares	0.80	0.35	0.30	—	1.45	(9)

Oppenheimer Capital Appreciation Fund/VA, Service Shares	0.69	0.25	0.12	—	1.06	(10)

Oppenheimer Global Fund/VA, Service Shares**	0.63	0.25	0.13	—	1.01

Oppenheimer Global Strategic Income Fund/VA, Service Shares	0.58	0.25	0.14	0.06	1.03	(11)

Oppenheimer Main Street Small Cap Fund®/VA, Service Shares**	0.69	0.25	0.14	—	1.08	(10)

PIMCO VIT All Asset Portfolio, Advisor Class	0.43	0.25	—	0.75	1.43	(12)

Putnam VT Global Health Care Fund – Class IB Shares	0.64	0.25	0.20	—	1.09

Putnam VT International Equity Fund – Class IB Shares	0.71	0.25	0.18	—	1.14

Putnam VT Multi-Cap Growth Fund – Class IB Shares	0.57	0.25	0.15	—	0.97

Putnam VT Small Cap Value Fund – Class IB Shares	0.64	0.25	0.17	0.09	1.15

RIVERSOURCE INNOVATIONS CLASSIC SELECT VARIABLE ANNUITY — PROSPECTUS 11

Total annual operating expenses for each fund* (continued)

(Before fee waivers and/or expense reimbursements, if applicable, as a percentage of average daily net assets)

				Acquired fund	Gross total
	Management	12b-1	Other	fees and	annual
Fund name**	fees	fees	expenses	expenses***	expenses

Variable Portfolio – Aggressive Portfolio (Class 2)	—%	0.25%	0.02%	0.80%	1.07%

Variable Portfolio – Aggressive Portfolio (Class 4)	—	0.25	0.02	0.80	1.07

Variable Portfolio – BlackRock Global Inflation-Protected Securities Fund (Class 3)**	0.42	0.13	0.13	—	0.68

Variable Portfolio – Conservative Portfolio (Class 2)	—	0.25	0.02	0.61	0.88

Variable Portfolio – Conservative Portfolio (Class 4)	—	0.25	0.02	0.61	0.88

Variable Portfolio – Moderate Portfolio (Class 2)	—	0.25	0.02	0.72	0.99

Variable Portfolio – Moderate Portfolio (Class 4)	—	0.25	0.02	0.72	0.99

Variable Portfolio – Moderately Aggressive Portfolio (Class 2)	—	0.25	0.02	0.76	1.03

Variable Portfolio – Moderately Aggressive Portfolio (Class 4)	—	0.25	0.02	0.76	1.03

Variable Portfolio – Moderately Conservative Portfolio (Class 2)	—	0.25	0.02	0.67	0.94

Variable Portfolio – Moderately Conservative Portfolio (Class 4)	—	0.25	0.02	0.67	0.94

Variable Portfolio – Partners Small Cap Value Fund (Class 3)	0.91	0.13	0.15	0.01	1.20	(1)

Variable Portfolio – Sit Dividend Growth Fund (Class 3)**	0.71	0.13	0.13	—	0.97	(1)

Variable Portfolio – Victory Established Value Fund (Class 3)**	0.77	0.13	0.13	—	1.03	(1)

Wanger International	0.91	—	0.16	—	1.07

Wanger USA	0.86	—	0.10	—	0.96

*	The Funds provided the information on their expenses and we have not independently verified the information.

**	The previous fund names can be found in “The Variable Account and the Funds” section of the prospectus.

***	Includes fees and expenses incurred indirectly by the Fund as a result of its investment in other investment companies (also referred to as acquired funds).

(1)	Columbia Management Investment Advisers, LLC and certain of its affiliates have contractually agreed to waive and/or to reimburse expenses (excluding certain fees and expenses, such as transaction costs and certain other investment related expenses, interest, taxes, acquired fund fees and expenses, and extraordinary expenses) until April 30, 2014, unless sooner terminated at the sole discretion of the Fund’s Board of Trustees. Under this agreement, the Fund’s net operating expenses, subject to applicable exclusions, will not exceed the annual rate of 0.575% for Columbia Variable Portfolio – Cash Management Fund (Class 3), 1.375% for Columbia Variable Portfolio – Emerging Markets Fund (Class 3), 0.845% for Columbia Variable Portfolio – High Yield Bond Fund (Class 3), 0.915% for Columbia Variable Portfolio – Large Cap Growth Fund (Class 3), 0.79% for Columbia Variable Portfolio – Marsico Growth Fund (Class 1), 1.18% for Columbia Variable Portfolio — Marsico International Opportunities Fund (Class 2), 0.995% for Columbia Variable Portfolio – Mid Cap Growth Opportunity Fund (Class 3), 0.995% for Columbia Variable Portfolio – Mid Cap Value Opportunity Fund (Class 3), 0.875% for Columbia Variable Portfolio – Select Large-Cap Value Fund (Class 3), 1.03% for Columbia Variable Portfolio – Small Cap Value Fund (Class 2), 1.005% for Variable Portfolio – Partners Small Cap Value Fund (Class 3), 0.895% for Variable Portfolio – Sit Dividend Growth Fund (Class 3) and 1.015% for Variable Portfolio – Victory Established Value Fund (Class 3).

(2)	Management fees have been restated to reflect contractual changes to the investment advisory and/or administrative fee rates.

(3)	Credit Suisse will waive fees and reimburse expenses so that the Portfolio’s annual operating expenses will not exceed 1.05% of the Portfolio’s average daily net assets. Waivers and expense reimbursements or credits are voluntary and may be discontinued at any time.

(4)	The Investment Adviser agreed to waive a portion of its management fee in order to achieve an effective net management rate of 0.77%. Other expenses include transfer agency fees equal on an annualized basis to 0.02% of the average daily net assets of the Fund’s Institutional Shares, plus all other ordinary expenses not detailed above. The Investment Adviser has voluntarily agreed to reduce or limit other expenses (excluding management fees, distribution and service fees, transfer agent fees and expenses, taxes, interest, brokerage fees and litigation, indemnification, shareholder meetings and other extraordinary expenses, exclusive of any custody and transfer agent fee credit reductions) to the extent such expenses exceed, on an annual basis, 0.054% of the average daily net assets of the Fund. These arrangements will remain in effect through at least April 29, 2014 and prior to such date the Investment Adviser may not terminate the arrangement without the approval of the trustees. After fee waivers and reimbursements, net expenses would be 0.84%.

(5)	Other expenses include transfer agency fees equal on an annualized basis to 0.02% of the average daily net assets of the Fund’s Institutional Shares, plus all other ordinary expenses not detailed above. The Investment Adviser has voluntarily agreed to reduce or limit other expenses (excluding management fees, distribution and service fees, transfer agent fees and expenses, taxes, interest, brokerage fees and litigation, indemnification, shareholder meetings and other extraordinary expenses, exclusive of any custody and transfer agent fee credit reductions) to the extent such expenses exceed, on an annual basis, 0.004% of the average daily net assets of the Fund. These arrangements will remain in effect through at least April 29, 2014 and prior to such date the Investment Adviser may not terminate the arrangement without the approval of the trustees. After fee waivers and reimbursements, net expenses would be 0.64%.

(6)	The Adviser has contractually agreed, through at least June 30, 2014, to waive advisory fees and/or reimburse expenses of Series II shares to the extent necessary to limit total annual fund operating expenses after fee waivers and/or expense reimbursements (excluding interest, taxes, dividend expense on short sales, extraordinary or non-routine items, including litigation expenses and expenses that the Fund has incurred but did not actually pay because of an expense offset arrangement) of Series II shares to 1.15% for Invesco V.I. American Franchise Fund, Series II Shares, 1.03% for Invesco V.I. Comstock Fund, Series II Shares and 1.34% for Invesco V.I. Mid Cap Growth Fund, Series II Shares of average daily net assets. Acquired fund fees and expenses are also excluded in determining such obligation, if applicable. Unless the Board of Trustees and Invesco Advisers, Inc. mutually agree to amend or continue the fee waiver agreement, it will terminate on June 30, 2014.

(7)	Massachusetts Financial Services Company has agreed in writing to reduce its management fee to 0.70% of the fund’s average daily net assets annually in excess of $1 billion and 0.65% of the fund’s average daily net assets annually in excess of $2.5 billion to $3 billion. This written agreement will remain in effect until modified by the fund’s Board of Trustees, but such agreement will continue until at least April 30, 2014. After fee waivers, net expenses would be 1.02%.

 12  RIVERSOURCE INNOVATIONS CLASSIC SELECT VARIABLE ANNUITY — PROSPECTUS

(8)	The Portfolios’ Adviser, Morgan Stanley Investment Management Inc., has agreed to reduce its advisory fee and/or reimburse the Portfolio so that total annual portfolio operating expenses, excluding certain investment related expenses, taxes, interest and other extraordinary expenses (including litigation), will not exceed 1.40% for Morgan Stanley UIF Global Real Estate Portfolio, Class II Shares and 1.15% for Morgan Stanley UIF Mid Cap Growth Portfolio, Class II Shares. In addition, the Portfolios’ Distributor, Morgan Stanley Distribution Inc., has agreed to waive 0.10% for Morgan Stanley UIF Global Real Estate Portfolio, Class II Shares and 0.25% for Morgan Stanley UIF Mid Cap Growth Portfolio, Class II Shares of the 0.35% 12b-1 fee that it may receive. These fee waivers and/or expense reimbursements will continue for at least one year or until such time as the Fund’s Board of Directors acts to discontinue all or a portion of such waivers and/or reimbursements when it deems that such action is appropriate.

(9)	The Portfolios’ Distributor, Morgan Stanley Distribution Inc., has agreed to waive 0.10% of the 0.35% 12b-1 fee that it may receive. This waiver will continue for at least one year or until such time as the Fund’s Board of Directors acts to discontinue all or a portion of such waiver when it deems that such action is appropriate. After fee waivers, net expenses would be 1.35%.

(10)	The Manager has voluntarily agreed to limit the Fund’s expenses after payments, waivers and/or reimbursements and reduction to custodian expenses, excluding expenses incurred directly or indirectly by the Fund as a result of investments in other investment companies, wholly-owned subsidiaries and pooled investment vehicles; so that those expenses, as percentages of daily net assets, will not exceed the annual rate of 1.05% for Oppenheimer Capital Appreciation Fund/VA, Service Shares and 1.05% for Oppenheimer Main Street Small Cap Fund®/VA, Service Shares.

(11)	The Manager has contractually agreed to waive fees and/or reimburse Fund expenses in an amount equal to the indirect management fees incurred through the Fund’s investments in Oppenheimer Institutional Money Market Fund, Oppenheimer Short Duration Fund and the Master Funds. This fee waiver and/or expenses reimbursement may not be amended or withdrawn for one year from the date of the Fund’s prospectus, unless approved by the board. After fee waivers, net expenses would be 0.97%.

(12)	PIMCO has contractually agreed, through May 1, 2014, to reduce its advisory fee to the extent that the Underlying PIMCO Fund Expenses attributable to advisory and supervisory and administrative fees exceed 0.64% of the total assets invested in Underlying PIMCO Funds. PIMCO may recoup these waivers in future periods, not exceeding three years, provided total expenses, including such recoupment, do not exceed the annual expense limit. The fee reduction is implemented based on a calculation of Underlying PIMCO Fund Expenses attributable to advisory and supervisory and administrative fees that is different from the calculation of Acquired Fund Fees and Expenses listed in the table above. After fee waivers, net expenses would be 1.34%.

RIVERSOURCE INNOVATIONS CLASSIC SELECT VARIABLE ANNUITY — PROSPECTUS 13

Examples
These examples are intended to help you compare the cost of investing in these contracts with the cost of investing in other variable annuity contracts. These costs include your transaction expenses, contract administrative charges(1), variable account annual expenses and fund fees and expenses.

These examples assume that you invest $10,000 in the contract for the time periods indicated. These examples also assume that your investment has a 5% return each year.

Maximum Expenses. These examples assume the most expensive combination of contract features and benefits and the maximum fees and expenses of any of the funds before fee waivers and/or expense reimbursements. They assume that you select the MAV Death Benefit, the Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base and the Benefit Protector Plus Death Benefit(2). Although your actual costs may be lower, based on these assumptions your costs would be:

					If you do not withdraw your contract
	If you withdraw your contract				or if you select an annuity payout plan
	at the end of the applicable time period:				at the end of the applicable time period:
Nonqualified Annuity	1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years

Seven-year withdrawal charge schedule for contracts with applications signed on or after May 1, 2006 and if available in your state	$1,329	$2,480	$3,659	$6,421	$609	$1,848	$3,116	$6,421

Five-year withdrawal charge schedule	1,360	2,478	3,437	6,659	640	1,936	3,255	6,659

Qualified Annuity	1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years

Seven-year withdrawal charge schedule for contracts with applications signed on or after May 1, 2006 and if available in your state	$1,314	$2,436	$3,589	$6,299	$594	$1,804	$3,046	$6,299

Five-year withdrawal charge schedule	1,345	2,434	3,367	6,541	625	1,892	3,186	6,541

Minimum Expenses. These examples assume the least expensive combination of contract features and benefits and the minimum fees and expenses of any of the funds before fee waivers and/or expense reimbursements. They assume that you select the ROP Death Benefit and do not select any optional benefits. Although your actual costs may be higher, based on these assumptions your costs would be:

					If you do not withdraw your contract
	If you withdraw your contract				or if you select an annuity payout plan
	at the end of the applicable time period:				at the end of the applicable time period:
Nonqualified Annuity	1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years

Seven-year withdrawal charge schedule for contracts with applications signed on or after May 1, 2006 and if available in your state	$952	$1,331	$1,696	$2,333	$209	$642	$1,096	$2,333

Five-year withdrawal charge schedule	981	1,320	1,453	2,652	240	735	1,253	2,652

Qualified Annuity	1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years

Seven-year withdrawal charge schedule for contracts with applications signed on or after May 1, 2006 and if available in your state	$938	$1,288	$1,617	$2,170	$194	$596	$1,017	$2,170

Five-year withdrawal charge schedule	967	1,277	1,375	2,494	225	689	1,175	2,494

(1)	In these examples, the contract administrative charge is $40.
(2)	Because these examples are intended to illustrate the most expensive combination of contract features, the maximum annual fee for each optional rider is reflected rather than the fee that is currently being charged.

THE EXAMPLES ARE ILLUSTRATIVE ONLY. YOU SHOULD NOT CONSIDER THESE EXAMPLES AS A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES WILL BE HIGHER OR LOWER THAN THOSE SHOWN DEPENDING UPON WHICH OPTIONAL BENEFIT YOU ELECT OTHER THAN INDICATED IN THE EXAMPLES OR IF YOU ALLOCATE CONTRACT VALUE TO ANY OTHER AVAILABLE SUBACCOUNTS.

 14  RIVERSOURCE INNOVATIONS CLASSIC SELECT VARIABLE ANNUITY — PROSPECTUS

Condensed Financial Information
You can find unaudited condensed financial information for the subaccounts representing the lowest and highest total annual variable account expense combinations in Appendix N.

Financial Statements

You can find our audited financial statements and the audited financial statements of the divisions, which are comprised of subaccounts, in the SAI. The SAI does not include audited financial statements for divisions that are new (if any) and have no activity as of the financial statements date.

The Variable Account and the Funds

Variable Account. The variable account was established under Indiana law on July 15, 1987, and the subaccounts are registered together as a single unit investment trust under the Investment Company Act of 1940 (the 1940 Act). This registration does not involve any supervision of our management or investment practices and policies by the SEC. All obligations arising under the contracts are general obligations of RiverSource Life.

The variable account meets the definition of a separate account under federal securities laws. We credit or charge income, capital gains and capital losses of each subaccount only to that subaccount. State insurance law prohibits us from charging a subaccount with liabilities of any other subaccount or of our general business. The variable account includes other subaccounts that are available under contracts that are not described in this prospectus.

Although the IRS has issued some guidance on investor control, the U.S. Treasury and the IRS may continue to examine this aspect of variable contracts and provide additional guidance on investor control. At this time, we do not know what the additional guidance will be or when action will be taken. We reserve the right to modify the contract, as necessary, so that the owner will not be subject to current taxation as the owner of the subaccount assets.

We intend to comply with all federal tax laws so that the contract continues to qualify as an annuity for federal income tax purposes. We reserve the right to modify the contract as necessary to comply with any new tax laws.

The Funds. This contract currently offers subaccounts investing in shares of the funds listed in the table below.

•	Investment objectives: The investment managers and advisers cannot guarantee that the funds will meet their investment objectives. Please read the funds’ prospectuses for facts you should know before investing. These prospectuses are available by contacting us at the address or telephone number on the first page of this prospectus.

•	Fund name and management: A fund underlying your contract in which a subaccount invests may have a name, portfolio manager, objectives, strategies and characteristics that are the same or substantially similar to those of a publicly-traded retail mutual fund. Despite these similarities, an underlying fund is not the same as any publicly-traded retail mutual fund. Each underlying fund will have its own unique portfolio holdings, fees, operating expenses and operating results. The results of each underlying fund may differ significantly from any publicly-traded retail mutual fund.

•	Eligible purchasers: All funds are available to serve as the underlying investments for variable annuities and variable life insurance policies. The funds are not available to the public (see “Fund Name and Management” above). Some funds also are available to serve as investment options for tax-deferred retirement plans. It is possible that in the future for tax, regulatory or other reasons, it may be disadvantageous for variable annuity accounts and variable life insurance accounts and/or tax-deferred retirement plans to invest in the available funds simultaneously. Although we and the funds’ providers do not currently foresee any such disadvantages, the boards of directors or trustees of each fund will monitor events in order to identify any material conflicts between annuity owners, policy owners and tax-deferred retirement plans and to determine what action, if any, should be taken in response to a conflict. If a board were to conclude that it should establish separate fund providers for the variable annuity, variable life insurance and tax-deferred retirement plan accounts, you would not bear any expenses associated with establishing separate funds. Please refer to the funds’ prospectuses for risk disclosure regarding simultaneous investments by variable annuity, variable life insurance and tax-deferred retirement plan accounts. Each fund intends to comply with the diversification requirements under Section 817(h) of the Code.

•	Asset allocation programs may impact fund performance: Asset allocation programs in general may negatively impact the performance of an underlying fund. Even if you do not participate in an asset allocation program, a fund in which your subaccount invests may be impacted if it is included in an asset allocation program. Rebalancing or reallocation under the terms of the asset allocation program may cause a fund to lose money if it must sell large amounts of securities to meet a redemption request. These losses can be greater if the fund holds securities that are not as liquid as others, for example, various types of bonds, shares of smaller companies and securities of foreign issuers. A fund may also experience higher expenses because it must sell or buy securities more frequently than it otherwise might in the absence of asset allocation

RIVERSOURCE INNOVATIONS CLASSIC SELECT VARIABLE ANNUITY — PROSPECTUS 15

program rebalancing or reallocations. Because asset allocation programs include periodic rebalancing and may also include reallocation, these effects may occur under the asset allocation program we offer (see “Making the Most of Your Contract — Portfolio Navigator Program”) or under asset allocation programs used in conjunction with the contracts and plans of other eligible purchasers of the funds.

•	Funds available under the contract: We seek to provide a broad array of underlying funds taking into account the fees and charges imposed by each fund and the contract charges we impose. We select the underlying funds in which the subaccounts initially invest and when there is substitution (see “Substitution of Investments”). We also make all decisions regarding which funds to retain in a contract, which funds to add to a contract and which funds will no longer be offered in a contract. In making these decisions, we may consider various objective and subjective factors. Objective factors include, but are not limited to fund performance, fund expenses, classes of fund shares available, size of the fund and investment objectives and investing style of the fund. Subjective factors include, but are not limited to, investment sub-styles and process, management skill and history at other funds and portfolio concentration and sector weightings. We also consider the levels and types of revenue including, but not limited to, expense payments and non-cash compensation a fund, its distributor, investment adviser, subadviser, transfer agent or their affiliates pay us and our affiliates. This revenue includes, but is not limited to compensation for administrative services provided with respect to the fund and support of marketing and distribution expenses incurred with respect to the fund.

•	Revenue we receive from the funds may create potential conflicts of interest: We or our affiliates receive from each of the funds, or the funds’ affiliates, varying levels and types of revenue, including but not limited to expense payments and non-cash compensation. The amount of this revenue and how it is computed varies by fund, may be significant and may create potential conflicts of interest. The greatest amount and percentage of revenue we and our affiliates receive comes from assets allocated to subaccounts investing in the funds that are managed by our affiliates Columbia Management Investment Advisers, LLC (Columbia Management Investment Advisers) or Columbia Wanger Asset Management, LLC (Columbia Wanger Asset Management) (affiliated funds). Employee compensation and operating goals at all levels are tied to the success of Ameriprise Financial, Inc. and its affiliates, including us. Certain employees may receive higher compensation and other benefits based, in part, on contract values that are invested in the affiliated funds. We or our affiliates receive revenue which ranges up to 0.69% of the average daily net assets invested in the underlying funds through this and other contracts we and our affiliate issue. We or our affiliates may also receive revenue which ranges up to 0.04% of aggregate, net or anticipated sales of underlying funds through this and other contracts we and our affiliate issue. Please see the SAI for a table that ranks the underlying funds according to total dollar amounts they and their affiliates paid us or our affiliates in the prior calendar year.

Expense payments, non-cash compensation and other forms of revenue may influence recommendations your investment professional makes regarding whether you should invest in the contract and whether you should allocate purchase payments or contract value to a subaccount that invests in a particular fund (see “About the Service Providers”).

The revenue we or our affiliates receive from a fund or its affiliates is in addition to revenue we receive from the charges you pay when buying, owning and making withdrawal from the contract (see “Expense Summary”). However, the revenue we or our affiliates receive from a fund or its affiliates may come, at least in part, from the fund’s fees and expenses you pay indirectly when you allocate contract value to the subaccount that invests in that fund.

•	Why revenues are paid to us: In accordance with applicable laws, regulations and the terms of the agreements under which such revenue is paid, we or our affiliates may receive these revenues including, but not limited to expense payments and non-cash compensation for various purposes:

•	Compensating, training and educating investment professionals who sell the contracts.

•	Granting access to our employees whose job it is to promote sales of the contracts by authorized selling firms and their investment professionals, and granting access to investment professionals of our affiliated selling firms.

•	Activities or services we or our affiliates provide that assist in the promotion and distribution of the contracts including promoting the funds available under the contracts to prospective and existing contract owners, authorized selling firms and investment professionals.

•	Providing sub-transfer agency and shareholder servicing to contract owners.

•	Promoting, including and/or retaining the fund’s investment portfolios as underlying investment options in the contracts.

•	Advertising, printing and mailing sales literature, and printing and distributing prospectuses and reports.

•	Furnishing personal services to contract owners, including education of contract owners, answering routine inquiries regarding a fund, maintaining accounts or providing such other services eligible for service fees as defined under the rules of the Financial Industry Regulatory Authority (FINRA).

•	Subaccounting, transaction processing, recordkeeping and administration.

 16  RIVERSOURCE INNOVATIONS CLASSIC SELECT VARIABLE ANNUITY — PROSPECTUS

•	Sources of revenue received from affiliated funds: The affiliated funds are managed by Columbia Management Investment Advisers or Columbia Wanger Asset Management. The sources of revenue we receive from these affiliated funds, or from affiliates of these funds, may include, but are not necessarily limited to, the following:

•	Assets of the fund’s adviser and transfer agent or an affiliate. The revenue resulting from these sources may be based either on a percentage of average daily net assets of the fund or on the actual cost of certain services we provide with respect to the fund. We may receive this revenue either in the form of a cash payment or it may be allocated to us.

•	Compensation paid out of 12b-1 fees that are deducted from fund assets and disclosed in the “12b-1 fees” column of the “Annual Operating Expenses of the Funds” table.

•	Sources of revenue received from unaffiliated funds: The unaffiliated funds are not managed by an affiliate of ours. The sources of revenue we receive from these unaffiliated funds, or the funds’ affiliates, may include, but are not necessarily limited to, the following:

•	Assets of the fund’s adviser, subadviser, transfer agent or an affiliate of these and assets of the fund’s distributor or an affiliate. The revenue resulting from these sources usually is based on a percentage of average daily net assets of the fund but there may be other types of payment arrangements.

•	Compensation paid out of 12b-1 fees that are deducted from fund assets and disclosed in the “12b-1 fees” column of the “Annual Operating Expenses of the Funds” table.

RIVERSOURCE INNOVATIONS CLASSIC SELECT VARIABLE ANNUITY — PROSPECTUS 17

Unless the PN program is in effect, you may allocate purchase payments and transfers to any or all of the subaccounts of the variable account that invest in shares of the following funds:

Investing In	Investment Objective and Policies	Investment Adviser
AllianceBernstein VPS Balanced Wealth Strategy Portfolio (Class B)	Seeks to maximize total return consistent with AllianceBernstein’s determination of reasonable risk.	AllianceBernstein L.P.

AllianceBernstein VPS Global Thematic Growth Portfolio (Class B)	Seeks long-term growth of capital.	AllianceBernstein L.P.

AllianceBernstein VPS Growth and Income Portfolio (Class B)	Seeks long-term growth of capital.	AllianceBernstein L.P.

AllianceBernstein VPS International Value Portfolio (Class B)	Seeks long-term growth of capital.	AllianceBernstein L.P.

American Century VP Inflation Protection, Class II	Seeks long-term total return using a strategy that seeks to protect against U.S. inflation.	American Century Investment Management, Inc.

American Century VP International, Class II	Seeks capital growth.	American Century Investment Management, Inc.

American Century VP Mid Cap Value, Class II	Seeks long-term capital growth. Income is a secondary objective.	American Century Investment Management, Inc.

American Century VP Ultra®, Class II	Seeks long-term capital growth.	American Century Investment Management, Inc.

American Century VP Value, Class II	Seeks long-term capital growth. Income is a secondary objective.	American Century Investment Management, Inc.

ClearBridge Variable Small Cap Growth Portfolio – Class I (previously Legg Mason ClearBridge – Variable Small Cap Growth Portfolio – Class I)	Seeks long-term growth of capital.	Legg Mason Partners Fund Advisor, LLC, adviser; Western Asset Management Company & Western Asset Management Company Limited, subadviser.

Columbia Variable Portfolio – Cash Management Fund (Class 3)	Seeks maximum current income consistent with liquidity and stability of principal.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Diversified Bond Fund (Class 3)	Seeks high level of current income while attempting to conserve the value of the investment for the longest period of time.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3) (previously Columbia Variable Portfolio – Diversified Equity Income Fund (Class 3))	Seeks high level of current income and, as a secondary goal, steady growth of capital.	Columbia Management Investment Advisers, LLC

 18  RIVERSOURCE INNOVATIONS CLASSIC SELECT VARIABLE ANNUITY — PROSPECTUS

Investing In	Investment Objective and Policies	Investment Adviser
Columbia Variable Portfolio – Emerging Markets Fund (Class 3) (previously Columbia Variable Portfolio – Emerging Markets Opportunity Fund (Class 3))	Seeks long-term capital growth.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – High Yield Bond Fund (Class 3)	Seeks high current income, with capital growth as a secondary objective.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Income Opportunities Fund (Class 2)	Seeks high total return through current income and capital appreciation.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Income Opportunities Fund (Class 3)	Seeks high total return through current income and capital appreciation.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – International Opportunity Fund (Class 3)	Seeks capital appreciation.	Columbia Management Investment Advisers, LLC, adviser; Threadneedle International Limited, an indirect wholly-owned subsidiary of Ameriprise Financial, sub-adviser.

Columbia Variable Portfolio – Large Cap Growth Fund (Class 3)	Seeks long-term capital growth.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3) (previously Columbia Variable Portfolio – Dynamic Equity Fund (Class 3))	Seeks capital appreciation.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Marsico Growth Fund (Class 1)	Seeks long-term growth of capital.	Columbia Management Investment Advisers, LLC, adviser; Marsico Capital Management, LLC, subadviser.

Columbia Variable Portfolio – Marsico International Opportunities Fund (Class 2)	Seeks long-term growth of capital.	Columbia Management Investment Advisers, LLC, adviser; Marsico Capital Management, LLC, subadviser.

Columbia Variable Portfolio – Mid Cap Growth Opportunity Fund (Class 3)	Seeks growth of capital.	Columbia Management Investment Advisers, LLC

RIVERSOURCE INNOVATIONS CLASSIC SELECT VARIABLE ANNUITY — PROSPECTUS 19

Investing In	Investment Objective and Policies	Investment Adviser
Columbia Variable Portfolio – Mid Cap Value Opportunity Fund (Class 3)	Seeks long-term growth of capital.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – S&P 500 Index Fund (Class 3)	Seeks long-term capital appreciation.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Select Large-Cap Value Fund (Class 3)	Seeks long-term growth of capital.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Small Cap Value Fund (Class 2)	Seeks long-term capital appreciation.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 3) (previously Columbia Variable Portfolio – Short Duration U.S. Government Fund (Class 3))	Seeks high level of current income and safety of principal consistent with investment in U.S. government and government agency securities.	Columbia Management Investment Advisers, LLC

Credit Suisse Trust – Commodity Return Strategy Portfolio	The fund is designed to achieve positive total return relative to the performance of the Dow Jones-UBS Commodity Index Total Return (“DJ-UBS”).	Credit Suisse Asset Management, LLC

Dreyfus Investment Portfolios MidCap Stock Portfolio, Service Shares	Seeks investment results that are greater than the total return performance of publicly traded common stocks of medium-size domestic companies in the aggregate, as represented by the Standard & Poor’s MidCap 400 Index.	The Dreyfus Corporation

Dreyfus Investment Portfolios Technology Growth Portfolio, Service Shares	Seeks capital appreciation.	The Dreyfus Corporation

Dreyfus Variable Investment Fund Appreciation Portfolio, Service Shares	Seeks long-term capital growth consistent with the preservation of capital.	The Dreyfus Corporation, adviser; Fayez Sarofim & Co., sub-adviser.

Dreyfus Variable Investment Fund International Equity Portfolio, Service Shares	Seeks capital growth.	The Dreyfus Corporation, adviser; Newton Capital Management Limited, sub-adviser

Dreyfus Variable Investment Fund International Value Portfolio, Service Shares	Seeks long-term capital growth.	The Dreyfus Corporation

Eaton Vance VT Floating-Rate Income Fund	Seeks high level of current income.	Eaton Vance Management

 20  RIVERSOURCE INNOVATIONS CLASSIC SELECT VARIABLE ANNUITY — PROSPECTUS

Investing In	Investment Objective and Policies	Investment Adviser
Fidelity® VIP Contrafund® Portfolio Service Class 2	Seeks long-term capital appreciation. Normally invests primarily in common stocks. Invests in securities of companies whose value it believes is not fully recognized by the public. Invests in either “growth” stocks or “value” stocks or both. The fund invests in domestic and foreign issuers.	Fidelity Management & Research Company (FMR) is the fund’s manager. FMR Co., Inc. (FMRC) and other investment advisers serve as sub-advisers for the fund.

Fidelity® VIP Growth Portfolio Service Class 2	Seeks to achieve capital appreciation. Normally invests primarily in common stocks. Invests in companies that it believes have above-average growth potential (stocks of these companies are often called “growth” stocks). The Fund invests in domestic and foreign issuers.	FMR is the fund’s manager. FMR Co., Inc. FMRC and other investment advisers serve as sub-advisers for the fund.

Fidelity® VIP Investment Grade Bond Portfolio Service Class 2	Seeks as high level of current income as is consistent with the preservation of capital. Normally invests at least 80% of assets in investment-grade debt securities (those of medium and high quality) of all types and repurchase agreements for those securities.	FMR is the fund’s manager. Fidelity Investments Money Management, Inc. (FIMM) and other investment advisers serve as sub-advisers for the fund.

Fidelity® VIP Mid Cap Portfolio Service Class 2	Seeks long-term growth of capital. Normally invests primarily in common stocks. Normally invests at least 80% of assets in securities of companies with medium market capitalizations. May invest in companies with smaller or larger market capitalizations. Invests in domestic and foreign issuers. The Fund invests in either “growth” or “value” common stocks or both.	FMR is the fund’s manager. FMRC and other investment advisers serve as sub-advisers for the fund.

Fidelity® VIP Overseas Portfolio Service Class 2	Seeks long-term growth of capital. Normally invests primarily in common stocks allocating investments across different countries and regions. Normally invests at least 80% of assets in non-U.S. securities.	FMR is the fund’s manager. FMRC and other investment advisers serve as sub-advisers for the fund.

FTVIPT Franklin Income Securities Fund – Class 2	Seeks to maximize income while maintaining prospects for capital appreciation. Under normal market conditions, the fund invests in both equity and debt securities.	Franklin Advisers, Inc. adviser; Templeton Investment Counsel, LLC, subadviser.

FTVIPT Franklin Rising Dividends Securities Fund – Class 2	Seeks long-term capital appreciation, with preservation of capital as an important consideration. Under normal market conditions, the fund invests at least 80% of its net assets in equity securities of companies that have paid rising dividends.	Franklin Advisory Services, LLC

FTVIPT Franklin Small-Mid Cap Growth Securities Fund – Class 2	Seeks long-term capital growth. Under normal market conditions, the fund invests at least 80% of its net assets in investments of small capitalization and mid capitalization companies.	Franklin Advisers, Inc.

FTVIPT Mutual Shares Securities Fund – Class 2	Seeks capital appreciation, with income as a secondary goal. Under normal market conditions, the fund invests primarily in U.S. and foreign equity securities that the investment manager believes are undervalued.	Franklin Mutual Advisers, LLC

FTVIPT Templeton Global Bond Securities Fund – Class 2	Seeks high current income, consistent with preservation of capital, with capital appreciation as a secondary consideration. Under normal market conditions, the fund invests at least 80% of its net assets in bonds, which include debt securities of any maturity, such as bonds, notes, bills and debentures.	Franklin Advisers, Inc.

RIVERSOURCE INNOVATIONS CLASSIC SELECT VARIABLE ANNUITY — PROSPECTUS 21

Investing In	Investment Objective and Policies	Investment Adviser
FTVIPT Templeton Growth Securities Fund – Class 2	Seeks long-term capital growth. Under normal market conditions, the fund invests predominantly in equity securities of companies located anywhere in the world, including those in the U.S. and emerging markets.	Templeton Global Advisors Limited

Goldman Sachs VIT Mid Cap Value Fund – Institutional Shares	Seeks long-term capital appreciation.	Goldman Sachs Asset Management, L.P.

Goldman Sachs VIT Structured U.S. Equity Fund – Institutional Shares	Seeks long-term growth of capital.	Goldman Sachs Asset Management, L.P.

Invesco V.I. American Franchise Fund, Series II Shares (previously Invesco Van Kampen V.I. – American Franchise Fund, Series II Shares)	Seeks capital growth.	Invesco Advisers, Inc.

Invesco V.I. Comstock Fund, Series II Shares (previously Invesco Van Kampen V.I. – Comstock Fund, Series II Shares)	Seeks capital growth and income through investments in equity securities, including common stocks, preferred stocks and securities convertible into common and preferred stocks.	Invesco Advisers, Inc.

Invesco V.I. Global Health Care Fund, Series II Shares	Seeks long-term growth of capital.	Invesco Advisers, Inc.

Invesco V.I. International Growth Fund, Series II Shares	Seeks long-term growth of capital.	Invesco Advisers, Inc.

Invesco V.I. Mid Cap Core Equity Fund, Series II Shares	Seeks long-term growth of capital.	Invesco Advisers, Inc.

Invesco V.I. Mid Cap Growth Fund, Series II Shares (previously Invesco Van Kampen V.I. – Mid Cap Growth Fund, Series II Shares)	Seeks capital growth.	Invesco Advisers, Inc.

Invesco V.I. Value Opportunities Fund, Series II Shares (previously Invesco Van Kampen V.I. – Value Opportunities Fund, Series II Shares)	Seeks long-term growth of capital.	Invesco Advisers, Inc.

Janus Aspen Series Janus Portfolio: Service Shares	Seeks long-term growth of capital.	Janus Capital Management LLC

MFS® Investors Growth Stock Series – Service Class	Seeks capital appreciation.	MFS® Investment Management

 22  RIVERSOURCE INNOVATIONS CLASSIC SELECT VARIABLE ANNUITY — PROSPECTUS

Investing In	Investment Objective and Policies	Investment Adviser
MFS® New Discovery Series – Service Class	Seeks capital appreciation.	MFS® Investment Management

MFS® Total Return Series – Service Class	Seeks total return.	MFS® Investment Management

MFS® Utilities Series – Service Class	Seeks total return.	MFS® Investment Management

Morgan Stanley UIF Global Real Estate Portfolio, Class II Shares	Seeks to provide current income and capital appreciation.	Morgan Stanley Investment Management Inc., adviser; Morgan Stanley Investment Management Limited and Morgan Stanley Investment Management Company, subadvisers.

Morgan Stanley UIF Mid Cap Growth Portfolio, Class II Shares	Seeks long-term capital growth by investing primarily in common stocks and other equity securities.	Morgan Stanley Investment Management Inc.

Morgan Stanley UIF U.S. Real Estate Portfolio, Class II Shares	Seeks to provide above average current income and long-term capital appreciation by investing primarily in equity securities of companies in the U.S. real estate industry, including real estate investment trusts.	Morgan Stanley Investment Management Inc.

Oppenheimer Capital Appreciation Fund/VA, Service Shares	Seeks capital appreciation by investing in securities of well-known, established companies.	OFI Global Asset Management, Inc., adviser; OppenheimerFunds, Inc., sub-adviser.

Oppenheimer Global Fund/VA, Service Shares (previously Oppenheimer Global Securities Fund/VA, Service Shares)	Seeks long-term capital appreciation by investing a substantial portion of its assets in securities of foreign issuers, “growth-type” companies, cyclical industries and special situations that are considered to have appreciation possibilities.	OFI Global Asset Management, Inc., adviser; OppenheimerFunds, Inc., sub-adviser.

Oppenheimer Global Strategic Income Fund/VA, Service Shares	Seeks a high level of current income principally derived from interest on debt securities.	OFI Global Asset Management, Inc., adviser; OppenheimerFunds, Inc., sub-adviser.

Oppenheimer Main Street Small Cap Fund®/VA, Service Shares (previously Oppenheimer Main Street Small-& Mid-Cap Fund®/VA, Service Shares)	Seeks capital appreciation.	OFI Global Asset Management, Inc., adviser; OppenheimerFunds, Inc., sub-adviser.

PIMCO VIT All Asset Portfolio, Advisor Class	Seeks maximum real return consistent with preservation of real capital and prudent investment management.	Pacific Investment Management Company LLC (PIMCO)

Putnam VT Global Health Care Fund – Class IB Shares	Seeks capital appreciation.	Putnam Investment Management, LLC, adviser; Putnam Advisory Company, LLC, sub-adviser; and Putnam Investments Limited

Putnam VT International Equity Fund – Class IB Shares	Seeks capital appreciation.	Putnam Investment Management, LLC, adviser; Putnam Advisory Company, LLC, sub-adviser; and Putnam Investments Limited

RIVERSOURCE INNOVATIONS CLASSIC SELECT VARIABLE ANNUITY — PROSPECTUS 23

Investing In	Investment Objective and Policies	Investment Adviser
Putnam VT Multi-Cap Growth Fund – Class IB Shares	Seeks long-term capital appreciation.	Putnam Investment Management, LLC

Putnam VT Small Cap Value Fund – Class IB Shares	Seeks capital appreciation.	Putnam Investment Management, LLC

Variable Portfolio – Aggressive Portfolio (Class 2)	Seeks high level of total return that is consistent with an aggressive level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in underlying funds that invest in equity securities and also invests a small amount in underlying funds that invest in fixed income securities.	Columbia Management Investment Advisers, LLC

Variable Portfolio – Aggressive Portfolio (Class 4)	Seeks high level of total return that is consistent with an aggressive level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in underlying funds that invest in equity securities and also invests a small amount in underlying funds that invest in fixed income securities.	Columbia Management Investment Advisers, LLC

Variable Portfolio – BlackRock Global Inflation-Protected Securities Fund (Class 3) (previously Columbia Variable Portfolio – Global Inflation Protected Securities Fund (Class 3))	Non-diversified fund that seeks total return that exceeds the rate of inflation over the long term.	Columbia Management Investment Advisers, LLC, adviser; BlackRock Financial Management, Inc., subadviser.

Variable Portfolio – Conservative Portfolio (Class 2)	Seeks high level of total return that is consistent with a conservative level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in underlying funds that invest in fixed income securities.	Columbia Management Investment Advisers, LLC

Variable Portfolio – Conservative Portfolio (Class 4)	Seeks high level of total return that is consistent with a conservative level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in underlying funds that invest in fixed income securities.	Columbia Management Investment Advisers, LLC

Variable Portfolio – Moderate Portfolio (Class 2)	Seeks high level of total return that is consistent with a moderate level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in a balance of underlying funds that invest in fixed income securities and underlying funds that invest in equity securities.	Columbia Management Investment Advisers, LLC

 24  RIVERSOURCE INNOVATIONS CLASSIC SELECT VARIABLE ANNUITY — PROSPECTUS

Investing In	Investment Objective and Policies	Investment Adviser
Variable Portfolio – Moderate Portfolio (Class 4)	Seeks high level of total return that is consistent with a moderate level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in a balance of underlying funds that invest in fixed income securities and underlying funds that invest in equity securities.	Columbia Management Investment Advisers, LLC

Variable Portfolio – Moderately Aggressive Portfolio (Class 2)	Seeks high level of total return that is consistent with a moderately aggressive level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in underlying funds that invest in equity securities and also invests a moderate amount in underlying funds that invest in fixed income securities.	Columbia Management Investment Advisers, LLC

Variable Portfolio – Moderately Aggressive Portfolio (Class 4)	Seeks high level of total return that is consistent with a moderately aggressive level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in underlying funds that invest in equity securities and also invests a moderate amount in underlying funds that invest in fixed income securities.	Columbia Management Investment Advisers, LLC

Variable Portfolio – Moderately Conservative Portfolio (Class 2)	Seeks high level of total return that is consistent with a moderately conservative level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in underlying funds that invest in fixed income securities and also invests a moderate amount in underlying funds that invest in equity securities.	Columbia Management Investment Advisers, LLC

Variable Portfolio – Moderately Conservative Portfolio (Class 4)	Seeks high level of total return that is consistent with a moderately conservative level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in underlying funds that invest in fixed income securities and also invests a moderate amount in underlying funds that invest in equity securities.	Columbia Management Investment Advisers, LLC

Variable Portfolio – Partners Small Cap Value Fund (Class 3)	Seeks long-term capital appreciation.	Columbia Management Investment Advisers, LLC, adviser; Barrow, Hanley, Mewhinney & Strauss, Inc., Denver Investment Advisors LLC, Donald Smith & Co., Inc., River Road Asset Management, LLC and Turner Investment Partners, Inc., subadvisers.

Variable Portfolio – Sit Dividend Growth Fund (Class 3) (previously Variable Portfolio – Davis New York Venture Fund (Class 3))	Seeks long-term capital growth.	Columbia Management Investment Advisers, LLC, adviser; Sit Investment Associates, Inc., subadviser.

RIVERSOURCE INNOVATIONS CLASSIC SELECT VARIABLE ANNUITY — PROSPECTUS 25

Investing In	Investment Objective and Policies	Investment Adviser
Variable Portfolio – Victory Established Value Fund (Class 3) (previously Variable Portfolio – Goldman Sachs Mid Cap Value Fund (Class 3))	Seeks long-term growth of capital.	Columbia Management Investment Advisers, LLC, adviser; Victory Capital Management, Inc., subadviser.

Wanger International	Seeks long-term capital appreciation.	Columbia Wanger Asset Management, LLC

Wanger USA	Seeks long-term capital appreciation.	Columbia Wanger Asset Management, LLC

Guarantee Period Accounts (GPAs)

The GPAs may not be available in some states.

Currently, unless the PN program is in effect, you may allocate purchase payments and purchase payment credits to one or more of the GPAs with guarantee periods declared by us. These periods of time may vary by state. The required minimum investment in each GPA is $1,000. These accounts are not offered after annuity payouts begin.

Each GPA pays an interest rate that is declared when you make an allocation to that account. That interest rate is then fixed for the guarantee period that you chose. We will periodically change the declared interest rate for any future allocations to these accounts, but we will not change the rate paid on money currently in a GPA.

The interest rates that we will declare as guaranteed rates in the future are determined by us at our discretion (future rates). We will determine future rates based on various factors including, but not limited to, the interest rate environment, returns earned on investments in the nonunitized separate account we have established for the GPAs, the rates currently in effect for new and existing RiverSource Life annuities, product design, competition and RiverSource Life’s revenues and other expenses. Interest rates offered may vary by state, but will not be lower than state law allows. We cannot predict nor can we guarantee what future rates will be.

We hold amounts you allocate to the GPAs in a “nonunitized” separate account. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the GPAs. State insurance law prohibits us from charging this separate account with liabilities of any other separate account or of our general business. We own the assets of this separate account as well as any favorable investment performance of those assets. You do not participate in the performance of the assets held in this separate account. We guarantee all benefits relating to your value in the GPAs. This guarantee is based on the continued claims-paying ability of the company’s general account. You should be aware that our general account is exposed to the risks normally associated with a portfolio of fixed-income securities, including interest rate, option, liquidity and credit risk. You should also be aware that we issue other types of insurance and financial products as well, and we also pay our obligations under these products from assets in our general account. Our general account is not segregated or insulated from the claims of our creditors. The financial statements contained in the SAI include a further discussion of the risks inherent within the investments of the general account.

We intend to construct and manage the investment portfolio relating to the separate account in such a way as to minimize the impact of fluctuations by interest rates. We seek to achieve this by constructing a portfolio of assets with a price sensitivity to interest rate changes (i.e., price duration) that is similar to the price duration of the corresponding portfolio of liabilities.

We must invest this portfolio of assets in accordance with requirements established by applicable state laws regarding the nature and quality of investments that life insurance companies may make and the percentage of their assets that they may commit to any particular type of investment. Our investment strategy will incorporate the use of a variety of debt instruments having price durations tending to match the applicable guarantee periods. These instruments include, but are not necessarily limited to, the following:

•	Securities issued by the U.S. government or its agencies or instrumentalities, which issues may or may not be guaranteed by the U.S. government;

•	Debt securities that have an investment grade, at the time of purchase, within the four highest grades assigned by any of three nationally recognized rating agencies — Standard & Poor’s, Moody’s Investors Service or Fitch — or are rated in the two highest grades by the National Association of Insurance Commissioners;

 26  RIVERSOURCE INNOVATIONS CLASSIC SELECT VARIABLE ANNUITY — PROSPECTUS

•	Other debt instruments which are unrated or rated below investment grade, limited to 10% of assets at the time of purchase; and

•	Real estate mortgages, limited to 45% of portfolio assets at the time of acquisition.

In addition, options and futures contracts on fixed income securities will be used from time to time to achieve and maintain appropriate investment and liquidity characteristics on the overall asset portfolio.

While this information generally describes our investment strategy, we are not obligated to follow any particular strategy except as may be required by federal law and Indiana and other state insurance laws.

MARKET VALUE ADJUSTMENT (MVA)
We will not apply an MVA to contract value you transfer or withdraw out of the GPAs within 30 days before the end of the guarantee period. During this 30 day window you may choose to start a new guarantee period of the same length, transfer the contract value to a GPA of another length, transfer the contract value to any of the subaccounts or the one-year fixed account or withdraw the contract value (subject to applicable withdrawal provisions). If we do not receive any instructions at the end of your guarantee period, our current practice is to automatically transfer the contract value into the shortest GPA term offered in your state.

We guarantee the contract value allocated to the GPAs, including interest credited, if you do not make any transfers or withdrawals from the GPAs prior to 30 days before the end of the guarantee period (30-day rule). At all other times, and unless one of the exceptions to the 30-day rule described below applies, we will apply an MVA if you withdraw or transfer contract value from a GPA including withdrawals under the Guarantor Withdrawal Benefits for Life rider or the Guarantor Withdrawal Benefit rider, or you elect an annuity payout plan while you have contract value invested in a GPA. We will refer to these transactions as “early withdrawals.” The application of an MVA may result in either a gain or loss of principal.

The 30-day rule does not apply and no MVA will apply to:

•	transfers from a one-year GPA occurring under an automated dollar-cost averaging program or interest sweep strategy;

•	automatic rebalancing under any PN program model portfolio we offer which contains one or more GPAs. However, an MVA may apply if you transfer to a new PN program investment option;

•	amounts applied to an annuity payout plan while a PN program model portfolio containing one or more GPAs is in effect;

•	amounts withdrawn for fees and charges; and

•	amounts we pay as death claims.

When you request an early withdrawal, we adjust the early withdrawal amount by an MVA formula. The early withdrawal amount reflects the relationship between the guaranteed interest rate you are earning in your current GPA and the interest rate we are crediting on new GPAs that end at the same time as your current GPA.

The MVA is sensitive to changes in current interest rates. The magnitude of any applicable MVA will depend on our current schedule of guaranteed interest rates at the time of the withdrawal, the time remaining in your guarantee period and your guaranteed interest rate. The MVA is negative, zero or positive depending on how the guaranteed interest rate on your GPA compares to the interest rate of a new GPA for the same number of years as the guarantee period remaining on your GPA. This is summarized in the following table:

If your GPA rate is:	The MVA is:

Less than the new GPA rate + 0.10%	Negative

Equal to the new GPA rate + 0.10%	Zero

Greater than the new GPA rate + 0.10%	Positive

For examples, see Appendix A.

The Fixed Account

Amounts allocated to the fixed account become part of our general account. The fixed account includes the one-year fixed account and the DCA fixed account. We credit interest on amounts you allocate to the fixed account at rates we determine from time to time in our discretion. These rates will be based on various factors including, but not limited to, the interest rate environment, returns we earn on our general account investments, the rates currently in effect for new and existing RiverSource Life annuities, product design, competition, and RiverSource Life’s revenues and expenses. The guaranteed minimum interest rate on amounts invested in the fixed account may vary by state but will not be lower than state law allows. We back the principal and interest guarantees relating to the fixed account. These guarantees are based on the continued claims-paying ability of RiverSource Life. You should be aware that our general account is exposed to the risks normally associated with a portfolio of fixed-income securities, including interest rate, option, liquidity and credit risk. You should also

RIVERSOURCE INNOVATIONS CLASSIC SELECT VARIABLE ANNUITY — PROSPECTUS 27

be aware that we issue other types of insurance and financial products as well, and we also pay our obligations under these products from assets in our general account. Our general account is not segregated or insulated from the claims of our creditors. The financial statements contained in the SAI include a further discussion of the risks inherent within the investments of the general account.

The fixed account is not required to be registered with the SEC. The SEC staff does not review the disclosures in this prospectus on the fixed account, however, disclosures regarding the fixed account may be subject to certain generally applicable provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

ONE-YEAR FIXED ACCOUNT
Unless the PN program we offer is in effect, you may allocate purchase payments or transfer contract value to the one-year fixed account. The value of the one-year fixed account increases as we credit interest to the one-year fixed account. We credit and compound interest daily based on a 365-day year (366 in a leap year) so as to produce the annual effective rate which we declare. We credit the one-year fixed account with the current guaranteed annual rate that is in effect on the date we receive your purchase payment or you transfer contract value to the one-year fixed account. The interest rate we apply to each purchase payment or transfer to the one-year fixed account is guaranteed for one year. There are restrictions on the amount you can allocate to the one-year fixed account as well as on transfers from this account (see “Making the Most of Your Contract — Transfer policies”).

DCA FIXED ACCOUNT (Applies to contracts with applications signed on or after May 1, 2006 and if available in your state)
You may allocate purchase payments to the DCA fixed account. You may not transfer contract value to the DCA fixed account.

You may allocate your entire initial purchase payment to the DCA fixed account for a term of six or twelve months. We reserve the right to offer shorter or longer terms for the DCA fixed account.

In accordance with your investment instructions, we transfer a pro rata amount from the DCA fixed account to your investment allocations monthly so that, at the end of the DCA fixed account term, the balance of the DCA fixed account is zero. The value of the DCA fixed account increases when we credit interest to the DCA fixed account, and decreases when we make monthly transfers from the DCA fixed account to your investment allocations. We credit interest only on the declining balance of the DCA fixed account; we do not credit interest on amounts that have been transferred from the DCA fixed account. We credit and compound interest daily based on a 365-day year (366 in a leap year) so as to produce the annual effective rate which we declare. Generally, we will credit the DCA fixed account with interest at the same annual effective rate we apply to the one-year fixed account on the date we receive your purchase payment, regardless of the length of the term you select. From time to time, we may credit interest to the DCA fixed account at promotional rates that are higher than those we credit to the one-year fixed account. We reserve the right to declare different annual effective rates:

•	for the DCA fixed account and the one-year fixed account;

•	for the DCA fixed accounts with terms of differing length;

•	for amounts in the DCA fixed account you instruct us to transfer to the one-year fixed account;

•	for amounts in the DCA fixed account you instruct us to transfer to the GPAs;

•	for amounts in the DCA fixed account you instruct us to transfer to the subaccounts.

The interest rates in effect for the DCA fixed account when we receive your purchase payment are guaranteed for the length of the term. When you allocate an additional purchase payment to an existing DCA fixed account term, the interest rates applicable to that purchase payment will be the rates in effect for the DCA fixed account of the same term on the date we receive your purchase payment. For DCA fixed accounts with an initial term (or, in the case of an additional purchase payment, a remaining term) of less than twelve months, the net effective interest rates we credit to the DCA fixed account balance will be less than the declared annual effective rates.

Alternatively, you may allocate your initial purchase payment to any combination of the following which equals one hundred percent of the amount you invest:

•	the DCA fixed account for a six month term;

•	the DCA fixed account for a twelve month term;

•	the PN program investment option in effect;

•	if no PN program investment option is in effect, to the one-year fixed account, the GPAs and/or the subaccounts, subject to investment minimums and other restrictions we may impose on investments in the one-year fixed account and the GPAs.

 28  RIVERSOURCE INNOVATIONS CLASSIC SELECT VARIABLE ANNUITY — PROSPECTUS

If you make a purchase payment while a DCA fixed account term is in progress, you may allocate your purchase payment among the following:

•	to the DCA fixed account term(s) then in effect. Amounts you allocate to an existing DCA fixed account term will be transferred out of the DCA fixed account over the remainder of the term. For example, if you allocate a new purchase payment to an existing DCA fixed account term of six months when only two months remains in the six month term, the amount you allocate will be transferred out of the DCA fixed account over the remaining two months of the term;

•	to the PN program investment option then in effect;

•	if no PN program investment option is in effect, then to the one-year fixed account, the GPAs and/or the subaccounts, subject to investment minimums and other restrictions we may impose on investments in the one-year fixed account and the GPAs.

If no DCA fixed account term is in progress when you make an additional purchase payment, you may allocate it according to the rules above for the allocation of your initial purchase payment.

If you participate in a PN program, and you change to a different PN program investment option while a DCA fixed account term is in progress, we will allocate transfers from the DCA fixed account to your newly-elected PN program investment option.

If your contract permits, and you discontinue your participation in a PN program while a DCA fixed account term is in progress, we will allocate transfers from the DCA fixed account for the remainder of the term in accordance with your investment instructions to us to the one-year fixed account, the GPAs and the subaccounts, subject to investment minimums and other restrictions we may impose on investments in the one-year fixed account and the GPAs, including but not limited to, any limitations described in this prospectus on transfers (see “Transfer policies”).

You may discontinue any DCA fixed account before the end of its term by giving us notice. If you do so, we will transfer the remaining balance of the DCA fixed account whose term you are ending to the PN program investment option in effect, or if no PN program investment option is in effect, in accordance with your investment instructions to us to the one-year fixed account, the GPAs and/or the subaccounts, subject to investment minimums and other restrictions we may impose on investments in the one-year fixed account and the GPAs, including but not limited to, any limitations described in this prospectus on transfers (see “Transfer policies”).

Dollar-cost averaging from the DCA fixed account does not guarantee that any subaccount will gain in value nor will it protect against a decline in value if market prices fall. For a discussion of how dollar-cost averaging works, see “Making the Most of your Contract — Automated Dollar-Cost Averaging.”

Buying Your Contract

New contracts are not currently being offered. We are required by law to obtain personal information from you which we will use to verify your identity. If you do not provide this information we reserve the right to refuse to issue your contract or take other steps we deem reasonable. As the owner, you have all rights and may receive all benefits under the contract. You may buy a qualified or nonqualified annuity. Generally, you can own a nonqualified annuity in joint tenancy with rights of survivorship only in spousal situations. You cannot own a qualified annuity in joint tenancy. You can become an owner if you are 85 or younger. (The age limit may be younger for qualified annuities in some states.)

When you applied, you could have selected (if available in your state):

•	GPAs, the one-year fixed account, the DCA fixed account (if part of your contract) and/or subaccounts in which you want to invest;

•	how you want to make purchase payments;

•	the length of the withdrawal charge schedule (5 or 7 years from our receipt of each purchase payment);

•	a beneficiary;

•	the optional PN program(1); and

•	one of the following Death Benefits:

– ROP Death Benefit;

– MAV Death Benefit;

– 5% Accumulation Death Benefit(2); or

– Enhanced Death Benefit(2).

RIVERSOURCE INNOVATIONS CLASSIC SELECT VARIABLE ANNUITY — PROSPECTUS 29

In addition, you could have also selected (if available in your state):

Any one of the following Optional Living Benefits (all require the use of the PN program):

•	Accumulation Protector Benefit rider

•	Guarantor Withdrawal Benefit for Life rider

•	Income Assurer Benefit – MAV rider

•	Income Assurer Benefit – 5% Accumulation Benefit Base rider

•	Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base rider

Either of the following Optional Death Benefits:

•	Benefit Protector Death Benefit rider(3)

•	Benefit Protector Plus Death Benefit rider(3)

(1)	There is no additional charge for this feature.
(2)	The 5% Accumulation Death Benefit and Enhanced Death Benefit are not available with Benefit Protector and Benefit Protector Plus Death Benefit riders.
(3)	Not available with the 5% Accumulation Death Benefit or Enhanced Death Benefit.

The contract provides for allocation of purchase payments to the GPAs, the one-year fixed account, the DCA fixed account (if part of your contract) and/or the subaccounts of the variable account in even 1% increments subject to the $1,000 required minimum investment for the GPAs. The amount of any purchase payment allocated to the one-year fixed account in total cannot exceed 30% of the purchase payment. More than 30% of a purchase payment may be so allocated if you establish an automated dollar-cost averaging arrangement with respect to the purchase payment according to procedures currently in effect. We reserve the right to further limit purchase payment allocations to the one-year fixed account if the interest rate we are then crediting on new purchase payments allocated to the one-year fixed account is equal to the minimum interest rate stated in the contract.

We will credit additional purchase payments you make to your accounts on the valuation date we receive them. If we receive an additional purchase payment at our corporate office before the close of business, we will credit any portion of that payment allocated to the subaccounts using the accumulation unit value we calculate on the valuation date we received the payment. If we receive an additional purchase payment at our corporate office at or after the close of business, we will credit any portion of that payment allocated to the subaccounts using the accumulation unit value we calculate on the next valuation date after we received the payment.

You may make monthly payments to your contract under a Systematic Investment Plan (SIP). You must make an initial purchase payment of $10,000. Then, to begin the SIP, you will complete and send a form and your first SIP payment along with your application. There is no charge for SIP. You can stop your SIP payments at any time.

In most states, you may make additional purchase payments to nonqualified and qualified annuities until the retirement date.

THE RETIREMENT DATE
Annuity payouts begin on the retirement date. When we processed your application, we established the retirement date to be the maximum age (or contract anniversary if applicable) for nonqualified annuities and Roth IRAs and for qualified annuities the date specified below. Your selected date can align with your actual retirement from a job, or it can be a different future date, depending on your needs and goals and on certain restrictions. You also can change the retirement date, provided you send us written instructions at least 30 days before annuity payouts begin.

For nonqualified annuities and Roth IRAs, the retirement date must be:

•	no earlier than the 30th day after the contract’s effective date; and

•	no later than the annuitant’s 90th(1) birthday or the tenth contract anniversary, if purchased after age 80(1), or such other date as agreed upon by us.

For qualified annuities except Roth IRAs, to comply with IRS regulations, the retirement date generally must be:

•	for IRAs by April 1 of the year following the calendar year when the annuitant reaches age 70 1/2; or

•	for all other qualified annuities, by April 1 of the year following the calendar year when the annuitant reaches age 70 1/2 or, if later, retires (except that 5% business owners may not select a retirement date that is later than April 1 of the year following the calendar year when they reach age 70 1/2).

If you satisfy your required minimum distributions in the form of partial withdrawals from this contract, annuity payouts can start as late as the annuitant’s 90th(1) birthday or the tenth contract anniversary, if later, or a date that has been otherwise agreed to by us.

 30  RIVERSOURCE INNOVATIONS CLASSIC SELECT VARIABLE ANNUITY — PROSPECTUS

Contract owners of IRAs and TSAs may also be able to satisfy required minimum distributions using other IRAs or TSAs, and in that case, may delay the annuity payout start date for this contract.

(1)	Applies to contracts with applications signed on or after May 1, 2006, in most states. For all other contracts, the retirement date must be no later than the annuitant’s 85th birthday or the tenth contract anniversary, if purchased after age 75. Ask your investment professional which retirement date applies to you.

BENEFICIARY
We will pay to your named beneficiary the death benefit if it becomes payable before the retirement date while the contract is in force and before annuity payouts begin. If there is more than one beneficiary, we will pay each beneficiary’s designated share when we receive their completed claim. A beneficiary will bear the investment risk of the variable account until we receive the beneficiary’s completed claim. If there is no named beneficiary, the default provisions of your contract will apply. (See “Benefits in Case of Death” for more about beneficiaries.)

PURCHASE PAYMENTS
Purchase payment amounts and purchase payment timing may vary by state and be limited under the terms of your contract.

Minimum additional purchase payments
  $50 for SIPs

  $100 for all other payment types

Maximum total purchase payments*
  $1,000,000

*	This limit applies in total to all RiverSource Life annuities you own. We reserve the right to waive or increase the maximum limit. For qualified annuities, the Code’s limits on annual contributions also apply. Additional purchase payments are restricted during the waiting period after the first 180 days immediately following the effective date of the Accumulation Protector Benefit rider.

Effective Jan. 26, 2009, no additional purchase payments are allowed for contracts with the Guarantor Withdrawal Benefit rider, Enhanced Guarantor Withdrawal Benefit rider, or Guarantor Withdrawal Benefit for Life rider, subject to state restrictions.

For contracts issued in all states except those listed below certain exceptions apply and the following additional purchase payments will be allowed on/after Jan. 26, 2009:

a.	Tax Free Exchanges, rollovers, and transfers listed on the annuity application and received within 180 days from the contract issue date.

b.	Prior and current tax year contributions up to the annual limit set up by the IRS for any Qualified Accounts except TSAs and 401(a)s. This annual limit applies to IRAs, Roth IRAs, and SEP plans.

For contracts issued in Florida, New Jersey, and Oregon, additional purchase payments to your variable annuity contract will be limited to $100,000 for the life of your contract. The limit does not apply to Tax Free Exchanges, rollovers, and transfers listed on the annuity application and received within 180 days from the contract issue date.

We reserve the right to change these current rules at any time, subject to state restrictions.

HOW TO MAKE PURCHASE PAYMENTS

 1 By letter

Send your check along with your name and contract number to:

RiverSource Life Insurance Company
829 Ameriprise Financial Center
Minneapolis, MN 55474

 2 By SIP

Contact your investment professional to complete the necessary SIP paperwork.

PURCHASE PAYMENT CREDITS
Purchase payment credits are not available for:

•	contracts with a five-year withdrawal charge schedule.

•	contracts with a seven-year withdrawal charge schedule with applications signed on or after May 1, 2006, in most states. Ask your investment professional whether purchase payment credits are available under your contract.

RIVERSOURCE INNOVATIONS CLASSIC SELECT VARIABLE ANNUITY — PROSPECTUS 31

All other contracts will receive a purchase payment credit on any purchase payment made to the contract. We apply a credit to your contract of 1% of your current purchase payment. We apply this credit immediately. We allocate the credit to the GPAs, the one-year fixed account and the subaccounts in the same proportions as your purchase payment.

We will reverse credits from the contract value for any purchase payment that is not honored (if, for example, your purchase payment check is returned for insufficient funds).

To the extent a death benefit or withdrawal payment includes purchase payment credits applied within twelve months preceding: (1) the date of death that results in a lump sum death benefit payment under this contract; or (2) a request for withdrawal charge waiver due to “Contingent events” (see “Charges — Contingent events”), we will assess a charge, similar to a withdrawal charge, equal to the amount of the purchase payment credits. The amount we pay to you under these circumstances will always equal or exceed your withdrawal value. The amount returned to you under the free look provision also will not include any credits applied to your contract.

Because of higher charges, there may be circumstances where you may be worse off for having received the credit than in other contracts. All things being equal (such as guarantee availability or fund performance and availability), this may occur if you hold your contract for 15 years or more. This also may occur if you make a full withdrawal in the first seven years. You should consider these higher charges and other relevant factors before you buy this contract or before you exchange a contract you currently own for this contract.

This credit is made available through revenue from higher withdrawal charges and contract administrative charges than would otherwise be charged. In general, we do not profit from the higher charges assessed to cover the cost of the purchase payment credit. We use all the revenue from these higher charges to pay for the cost of the credits. However, we could profit from the higher charges if market appreciation is higher than expected or if contract owners hold their contracts for longer than expected.

LIMITATIONS ON USE OF CONTRACT
If mandated by applicable law, including, but not limited to, federal anti-money laundering laws, we may be required to reject a purchase payment. We may also be required to block an owner’s access to contract values or to satisfy other statutory obligations. Under these circumstances, we may refuse to implement requests for transfers, withdrawals or death benefits until instructions are received from the appropriate governmental authority or a court of competent jurisdiction.

Charges

ALL CONTRACTS

CONTRACT ADMINISTRATIVE CHARGE
We charge this fee for establishing and maintaining your records. We deduct $40 from the contract value on your contract anniversary or, if earlier, when the contract is fully withdrawn. We prorate this charge among the GPAs, the fixed account and the subaccounts in the same proportion your interest in each account bears to your total contract value. Some states also limit any contract charge allocated to the fixed account.

We will waive this charge when your contract value is $50,000 or more on the current contract anniversary.

If you take a full withdrawal from your contract, we will deduct the charge at the time of withdrawal regardless of the contract value. We cannot increase the annual contract administrative charge and it does not apply after annuity payouts begin or when we pay death benefits.

VARIABLE ACCOUNT ADMINISTRATIVE CHARGE
We apply this charge daily to the subaccounts. It is reflected in the unit values of your subaccounts and it totals 0.15% of their average daily net assets on an annual basis. It covers certain administrative and operating expenses of the subaccounts such as accounting, legal and data processing fees and expenses involved in the preparation and distribution of reports and prospectuses. We cannot increase the variable account administrative charge.

MORTALITY AND EXPENSE RISK FEE
We charge these fees daily to the subaccounts. The unit values of your subaccounts reflect these fees. These fees cover the mortality and expense risk that we assume. These fees do not apply to the GPAs or the fixed account. We cannot increase these fees.

 32  RIVERSOURCE INNOVATIONS CLASSIC SELECT VARIABLE ANNUITY — PROSPECTUS

The mortality and expense risk fee you pay is based on the death benefit guarantee you select, whether the contract is a qualified annuity or a nonqualified annuity and the withdrawal charge schedule that applies to your contract.

Seven-year withdrawal charge schedule for contracts with applications signed
on or after May 1, 2006 and if available in your state	Qualified annuities	Nonqualified annuities

ROP Death Benefit	0.90%	1.05%

MAV Death Benefit	1.10	1.25

5% Accumulation Death Benefit	1.25	1.40

Enhanced Death Benefit	1.30	1.45
Seven-year withdrawal charge schedule for all other contracts

ROP Death Benefit	1.00%	1.15%

MAV Death Benefit	1.20	1.35

5% Accumulation Death Benefit	1.35	1.50

Enhanced Death Benefit	1.40	1.55
Five-year withdrawal charge schedule

ROP Death Benefit	1.20%	1.35%

MAV Death Benefit	1.40	1.55

5% Accumulation Death Benefit	1.55	1.70

Enhanced Death Benefit	1.60	1.75

Mortality risk arises because of our guarantee to pay a death benefit and our guarantee to make annuity payouts according to the terms of the contract, no matter how long a specific owner or annuitant lives and no matter how long our entire group of owners or annuitants live. If, as a group, owners or annuitants outlive the life expectancy we assumed in our actuarial tables, then we must take money from our general assets to meet our obligations. If, as a group, owners or annuitants do not live as long as expected, we could profit from the mortality risk fee. We deduct the mortality risk fee from the subaccounts during the annuity payout period even if the annuity payout plan does not involve a life contingency.

Expense risk arises because we cannot increase the contract administrative charge or the variable account administrative charge and these charges may not cover our expenses. We would have to make up any deficit from our general assets. We could profit from the expense risk fee if future expenses are less than expected.

The subaccounts pay us the mortality and expense risk fee they accrued as follows:

•	first, to the extent possible, the subaccounts pay this fee from any dividends distributed from the funds in which they invest;

•	then, if necessary, the funds redeem shares to cover any remaining fees payable.

We may use any profits we realize from the subaccounts’ payment to us of the mortality and expense risk fee for any proper corporate purpose, including, among others, payment of distribution (selling) expenses. We do not expect that the withdrawal charge will cover sales and distribution expenses.

WITHDRAWAL CHARGE
If you withdraw all or part of your contract value before annuity payouts begin, we may deduct a withdrawal charge. As described below, a withdrawal charge applies to each purchase payment you make. The withdrawal charge lasts for 7 years or 5 years from our receipt of each purchase payment, depending on which withdrawal charge schedule you select when you purchase the contract (see “Expense Summary”).

You may withdraw an amount during any contract year without a withdrawal charge. We call this amount the Total Free Amount (TFA). The TFA varies depending on whether your contract includes the Guarantor Withdrawal Benefit for Life rider or the Guarantor Withdrawal Benefit rider:

Contracts without Guarantor Withdrawal Benefit for Life rider or the Guarantor Withdrawal Benefit rider

The TFA is the greater of:

•	10% of the contract value on the prior contract anniversary(1); or

•	current contract earnings.

RIVERSOURCE INNOVATIONS CLASSIC SELECT VARIABLE ANNUITY — PROSPECTUS 33

Contracts with Guarantor Withdrawal Benefit for Life rider

The TFA is the greatest of:

•	10% of the contract value on the prior contract anniversary(1);

•	current contract earnings; or

•	the greater of the Remaining Benefit Payment or the Remaining Annual Lifetime Payment.

Contracts with Guarantor Withdrawal Benefit rider

The TFA is the greatest of:

•	10% of the contract value on the prior contract anniversary(1);

•	current contract earnings; or

•	the Remaining Benefit Payment.

(1)	We consider your initial purchase payment and purchase payment credit to be the prior contract anniversary’s contract value during the first contract year.

Amounts withdrawn in excess of the TFA may be subject to a withdrawal charge as described below.

A withdrawal charge will apply if the amount you withdraw includes any of your prior purchase payments that are still within their withdrawal charge schedule. To determine whether your withdrawal includes any of your prior purchase payments that are still within their withdrawal charge schedule, we withdraw amounts from your contract in the following order:

1.	We withdraw the TFA first. We do not assess a withdrawal charge on the TFA.

2.	We withdraw purchase payments not previously withdrawn, in the order you made them: the oldest purchase payment first, the next purchase payment second, etc. until all purchase payments have been withdrawn. By applying this “first-in, first-out” rule, we do not assess a withdrawal charge on purchase payments that we received prior to the number of years stated in the withdrawal charge schedule you select when you purchase the contract. We only assess a withdrawal charge on purchase payments that are still within the withdrawal charge schedule you selected.

Example: Each time you make a purchase payment under the contract, a withdrawal charge schedule attaches to that purchase payment. The withdrawal charge percentage for each purchase payment declines according to the withdrawal charge schedule shown in your contract. (The withdrawal charge percentages for the 5-Year and 7-Year withdrawal charge schedule are shown in a table in the “Expense Summary” above.) For example, if you select the 7-Year withdrawal charge schedule, during the first two years after a purchase payment is made, the withdrawal charge percentage attached to that payment is 8%. The withdrawal charge percentage for that payment during the seventh year after it is made is 3%. At the beginning of the eighth year after that purchase payment is made, and thereafter, there is no longer a withdrawal charge as to that payment.

We determine your withdrawal charge by multiplying each of your payments withdrawn by the applicable withdrawal charge percentage (see “Expense Summary”), and then adding the total withdrawal charges.

For a partial withdrawal that is subject to a withdrawal charge, the amount we actually deduct from your contract value will be the amount you request plus any applicable withdrawal charge. A partial withdrawal that includes contract value taken from the guarantee period accounts may also be subject to a market value adjustment (see “Guarantee Period Accounts — Market Value Adjustment”). We pay you the amount you request.

The amount of purchase payments withdrawn is calculated using a prorated formula based on the percentage of contract value being withdrawn. As a result, the amount of purchase payments withdrawn may be greater than the amount of contract value withdrawn.

For an example, see Appendix C.

Waiver of withdrawal charges
We do not assess withdrawal charges for:

•	withdrawals of any contract earnings;

•	withdrawals of amounts totaling up to 10% of the contract value on the prior contract anniversary to the extent it exceeds contract earnings;

•	if you elected the Guarantor Withdrawal Benefit for Life rider, the greater of your contract’s Remaining Benefit Payment or Remaining Annual Lifetime Payment to the extent it exceeds the greater of contract earnings or 10% of the contract value on the prior contract anniversary;

•	if you elected the Guarantor Withdrawal Benefit rider, your contract’s Remaining Benefit Payment to the extent it exceeds the greater of contract earnings or 10% of the contract value on the prior contract anniversary;

 34  RIVERSOURCE INNOVATIONS CLASSIC SELECT VARIABLE ANNUITY — PROSPECTUS

•	required minimum distributions from a qualified annuity to the extent that they exceed the free amount. The amount on which withdrawal charges are waived can be no greater than the RMD amount calculated under your specific contract currently in force;

•	contracts settled using an annuity payout plan (Exception: As described below, if you select annuity payout Plan E, and choose later to withdraw the value of your remaining annuity payments, we will assess a withdrawal charge.)

•	withdrawals made as a result of one of the “Contingent events”* described below to the extent permitted by state law (see your contract for additional conditions and restrictions); and

•	death benefits.*

*	However, we will reverse certain purchase payment credits. (See “Buying Your Contract — Purchase Payment Credits.”)

Contingent events

•	Withdrawals you make if you or the annuitant are confined to a hospital or nursing home and have been for the prior 60 days. Your contract will include this provision when you and the annuitant are under age 76 at contract issue. You must provide proof satisfactory to us of the confinement as of the date you request the withdrawal.

•	To the extent permitted by state law, withdrawals you make if you or the annuitant are diagnosed in the second or later contract years as disabled with a medical condition that with reasonable medical certainty will result in death within 12 months or less from the date of the licensed physician’s statement. You must provide us with a licensed physician’s statement containing the terminal illness diagnosis and the date the terminal illness was initially diagnosed.

Withdrawal charge under Annuity Payout Plan E — Payouts for a specified period: If you are receiving variable annuity payments under this annuity payout plan, you can choose to take a withdrawal. The amount that you can withdraw is the present value of any remaining variable payouts. The discount rate we use in the calculation will be 5.17% for the assumed investment return of 3.5% and 6.67% for the assumed investment return of 5.0%. The withdrawal charge equals the present value of the remaining payouts using the assumed investment return minus the present value of the remaining payouts using the discount rate. (See “Charges — Withdrawal Charge” and “The Annuity Payout Period — Annuity Payout Plans.”)

Possible group reductions: In some cases we may incur lower sales and administrative expenses due to the size of the group, the average contribution and the use of group enrollment procedures. In such cases, we may be able to reduce or eliminate the contract administrative and withdrawal charges. However, we expect this to occur infrequently.

FUND FEES AND EXPENSES
There are deductions from and expenses paid out of the assets of the funds that are described in the prospectuses for those funds. (See “Annual Operating Expenses of the Funds.”)

PREMIUM TAXES
Certain state and local governments impose premium taxes on us (up to 3.5%). These taxes depend upon your state of residence or the state in which the contract was issued. Currently, we deduct any applicable premium tax when annuity payouts begin, but we reserve the right to deduct this tax at other times such as when you make purchase payments or when you make a full withdrawal from your contract.

OPTIONAL LIVING BENEFIT CHARGES

ACCUMULATION PROTECTOR BENEFIT RIDER FEE
We deduct a charge of 0.55% of the greater of your contract value or the minimum contract accumulation value on your contract anniversary for this optional benefit only if you select it. We deduct the charge from the contract value on the contract anniversary. We prorate this charge among the GPAs, the one-year fixed account and the subaccounts in the same proportion as your interest in each bears to your total contract value. We will modify this prorated approach to comply with state regulations where necessary.

Once you elect the Accumulation Protector Benefit rider, you may not cancel it and the charge will continue to be deducted until the end of the waiting period. If the contract is terminated for any reason or when annuity payouts begin, we will deduct the charge from the proceeds payable adjusted for the number of calendar days coverage was in place since we last deducted the fee.

Currently, the Accumulation Protector Benefit rider fee does not vary with the PN program investment option selected; however, we reserve the right to vary the rider fee for each PN program investment option. The Accumulation Protector Benefit rider charge will not exceed a maximum of 1.75%.

We may increase the rider fee at our discretion and on a nondiscriminatory basis.

RIVERSOURCE INNOVATIONS CLASSIC SELECT VARIABLE ANNUITY — PROSPECTUS 35

We will not change the Accumulation Protector Benefit rider fee in effect on your contract after the rider effective date unless:

(a)	you choose the annual elective step up or elective spousal continuation step up after we have exercised our rights to increase the rider fee; or

(b)	you change your PN program investment option after we have exercised our rights to increase the rider fee or vary the rider fee for each investment option.

If you choose the elective step up, the elective spousal continuation step up or change your PN program investment option after we have exercised our rights to increase the rider fee as described above, you will pay the fee that is in effect on the valuation date we receive your written request to step up or change your PN program investment option. On the next contract anniversary, we will calculate an average rider fee, for the preceding contract year only, that reflects the various different fees that were in effect that year, adjusted for the number of calendar days each fee was in effect.

The charge does not apply after annuity payouts begin.

GUARANTOR WITHDRAWAL BENEFIT FOR LIFE RIDER FEE
We deduct an annual charge of 0.65% of the greater of the contract anniversary value or the total Remaining Benefit Amount (RBA) for this optional feature only if you select it. We deduct the charge from your contract value on your contract anniversary. We prorate this fee among the GPAs, the fixed account and the subaccounts in the same proportion as your interest in each bears to your total contract value.

Once you elect the Guarantor Withdrawal Benefit for Life rider, you may not cancel it and the charge will continue to be deducted until the contract is terminated, the contract value reduces to zero or annuity payouts begin. If the contract is terminated for any reason or when annuity payouts begin, we will deduct the charge from the proceeds payable adjusted for the number of calendar days coverage was in place since we last deducted the fee. If the RBA goes to zero but the contract value has not been depleted, you will continue to be charged.

Currently the Guarantor Withdrawal Benefit for Life rider fee does not vary with the PN program investment option selected; however, we reserve the right to vary the rider fee for each PN program investment option. The Guarantor Withdrawal Benefit for Life rider charge will not exceed a maximum fee of 1.50%.

We may increase the rider fee at our discretion and on a nondiscriminatory basis.

We will not change the Guarantor Withdrawal Benefit for Life rider fee in effect on your contract after the rider effective date unless:

(a)	you choose the annual elective step up or elective spousal continuation step up after we have exercised our rights to increase the rider fee; or

(b)	you elect to change your PN program investment option after we have exercised our rights to increase the rider fee or vary the rider fee for each PN program investment option.

If you choose the elective step up, the elective spousal continuation step up, or change your PN program investment option after we have exercised our rights to increase the rider fee as described above, you will pay the fee that is in effect on the valuation date we receive your written request to step up or change your PN program investment option. On the next contract anniversary, we will calculate an average rider fee, for the preceding contract year only, that reflects the various different charges that were in effect that year, adjusted for the number of calendar days each fee was in effect.

The charge does not apply after annuity payouts begin.

GUARANTOR WITHDRAWAL BENEFIT RIDER FEE
This fee information applies to both Rider A (see “Optional Benefits”) and Rider B (see Appendix H) unless otherwise noted.

We deduct an annual charge of 0.55% of contract value for this optional feature only if you select it. We deduct the charge from your contract value on your contract anniversary. We prorate this charge among the GPAs, the one-year fixed account, and the subaccounts in the same proportion as your interest in each bears to your total contract value. We will modify this prorated approach to comply with state regulations where necessary.

Once you elect the Guarantor Withdrawal Benefit rider, you may not cancel it and the charge will continue to be deducted until the contract is terminated, the contract value reduces to zero or annuity payouts begin. If the contract is terminated for any reason or when annuity payouts begin, we will deduct the charge from the proceeds payable adjusted for the number of calendar days coverage was in place since we last deducted the fee. If the Remaining Benefit Amount (RBA) goes to zero but the contract value has not been depleted, you will continue to be charged.

 36  RIVERSOURCE INNOVATIONS CLASSIC SELECT VARIABLE ANNUITY — PROSPECTUS

Currently the Guarantor Withdrawal Benefit rider fee does not vary with the PN program investment option selected; however, we reserve the right to vary the rider fee for each PN program investment option. The Guarantor Withdrawal Benefit rider charge will not exceed a maximum fee of 1.50%.

We may increase the rider fee at our discretion and on a nondiscriminatory basis.

We will not change the Guarantor Withdrawal Benefit rider fee in effect on your contract after the rider effective date unless:

(a)	you choose the annual elective step up or elective spousal continuation step up under Rider A after we have exercised our rights to increase the rider fee; or

(b)	you change your PN program investment option after we have exercised our rights to increase the rider fee or vary the rider fee for each PN program investment option.

If you choose the annual or spousal continuation elective step up or change your PN program investment option after we have exercised our rights to increase the rider fee as described above, you will pay the charge that is in effect on the valuation date we receive your written request to step up or change your PN program investment option. On the next contract anniversary, we will calculate an average rider fee, for the preceding contract year only, that reflects the various different charges that were in effect that year, adjusted for the number of calendar days each fee was in effect.

The charge does not apply after annuity payouts begin.

INCOME ASSURER BENEFIT RIDER FEE
We deduct a charge for this optional feature only if you selected it. We determine the charge by multiplying the guaranteed income benefit base by the charge for the Income Assurer Benefit rider you select. There are three Income Assurer Benefit rider options available under your contract (see “Optional Benefits — Income Assurer Benefit Riders”) and each has a different guaranteed income benefit base calculation. The charge for each Income Assurer Benefit rider is as follows:

	Maximum	Current

Income Assurer Benefit – MAV	1.50%	0.30	%(1)

Income Assurer Benefit – 5% Accumulation Benefit Base	1.75	0.60	(1)

Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base	2.00	0.65	(1)

(1)	For applications signed prior to Oct. 7, 2004, the following current annual rider charges apply: Income Assurer Benefit – MAV — 0.55%, Income Assurer Benefit — 5% Accumulation Benefit Base — 0.70%; and Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base — 0.75%.

We deduct the charge from the contract value on your contract anniversary. We prorate this charge among the GPAs, the one-year fixed account and the subaccounts in the same proportion your interest in each account bears to your total contract value. We will modify this prorated approach to comply with state regulations where necessary. If the contract is terminated for any reason or when annuity payouts begin, we will deduct the fee from the proceeds payable adjusted for the number of calendar days coverage was in place since we last deducted the fee.

Currently the Income Assurer Benefit rider fee does not vary with the PN program investment option selected; however, we reserve the right to increase this fee and/or vary the rider fee for each PN program investment option but not to exceed the maximum charges shown above. We cannot change the Income Assurer Benefit charge after the rider effective date, unless you change your PN program investment option after we have exercised our rights to increase the fee and/or charge a separate fee for each PN program investment option. If you choose to change your PN program investment option after we have exercised our rights to increase the rider fee, you will pay the fee that is in effect on the valuation date we receive your written request to change your PN program investment option. On the next contract anniversary, we will calculate an average rider fee, for the preceding contract year only, that reflects the various different charges that were in effect that year, adjusted for the number of calendar days each fee was in effect.

For an example of how each Income Assurer Benefit rider fee is calculated, see Appendix K.

OPTIONAL DEATH BENEFIT CHARGES

BENEFIT PROTECTOR DEATH BENEFIT RIDER FEE
We charge a fee for the optional feature only if you select it. If selected, we deduct 0.25% of your contract value on your contract anniversary. We prorate this fee among all accounts and subaccounts in the same proportion your interest in each account bears to your total contract value. We will modify this prorated approach to comply with state regulations where necessary.

If the contract is terminated for any reason other than death or when annuity payouts begin, we will deduct the fee from the proceeds payable adjusted for the number of calendar days coverage was in place since we last deducted the fee. We cannot increase this annual charge after the rider effective date and it does not apply after annuity payouts begin or when we pay death benefits.

RIVERSOURCE INNOVATIONS CLASSIC SELECT VARIABLE ANNUITY — PROSPECTUS 37

BENEFIT PROTECTOR PLUS DEATH BENEFIT RIDER FEE
We charge a fee for the optional feature only if you select it. If selected, we deduct 0.40% of your contract value on your contract anniversary. We prorate this fee among all accounts and subaccounts in the same proportion your interest in each account bears to your total contract value. We will modify this prorated approach to comply with state regulations where necessary.

If the contract is terminated for any reason other than death or when annuity payouts begin, we will deduct the fee from the proceeds payable adjusted for the number of calendar days coverage was in place since we last deducted the fee. We cannot increase this annual charge after the rider effective date and it does not apply after annuity payouts begin or when we pay death benefits.

Valuing Your Investment

We value your accounts as follows:

GPAs
We value the amounts you allocate to the GPAs directly in dollars. The value of the GPAs equals:

•	the sum of your purchase payments and transfer amounts allocated to the GPAs;

•	plus any purchase payment credits allocated to the GPAs;

•	plus interest credited;

•	minus the sum of amounts withdrawn (including any applicable withdrawal charges) and amounts transferred out;

•	minus any prorated portion of the contract administrative charge; and

•	minus the prorated portion of the fee for any of the following optional benefits you have selected:

– Accumulation Protector Benefit rider;

– Guarantor Withdrawal Benefit for Life rider;

– Guarantor Withdrawal Benefit rider;

– Income Assurer Benefit rider;

– Benefit Protector rider; or

– Benefit Protector Plus rider.

THE FIXED ACCOUNT
The fixed account includes the one-year fixed account and the DCA fixed account.

We value the amounts you allocate to the fixed account directly in dollars. The value of the fixed account equals:

•	the sum of your purchase payments and any purchase payment credits allocated to the one-year fixed account and the DCA fixed account (if included), and transfer amounts to the one-year fixed account (including any positive or negative MVA on amounts transferred from the GPAs to the one-year fixed account);

•	plus interest credited;

•	minus the sum of amounts withdrawn (including any applicable withdrawal charges) and amounts transferred out;

•	minus any prorated portion of the contract administrative charge; and

•	minus the prorated portion of the fee for any of the following optional benefits you have selected:

– Accumulation Protector Benefit rider;

– Guarantor Withdrawal Benefit for Life rider;

– Guarantor Withdrawal Benefit rider;

– Income Assurer Benefit rider;

– Benefit Protector rider; or

– Benefit Protector Plus rider.

SUBACCOUNTS
We convert amounts you allocated to the subaccounts into accumulation units. Each time you make a purchase payment or transfer amounts into one of the subaccounts or we apply any purchase payment credits, we credit a certain number of accumulation units to your contract for that subaccount. Conversely, we subtract a certain number of accumulation units from your contract each time you take a partial withdrawal; transfer amounts out of a subaccount; or we assess a contract administrative charge, a withdrawal charge, or fee for any optional contract riders with annual charges (if applicable).

 38  RIVERSOURCE INNOVATIONS CLASSIC SELECT VARIABLE ANNUITY — PROSPECTUS

The accumulation units are the true measure of investment value in each subaccount during the accumulation period. They are related to, but not the same as, the net asset value of the fund in which the subaccount invests. The dollar value of each accumulation unit can rise or fall daily depending on the variable account expenses, performance of the fund and on certain fund expenses.

Here is how we calculate accumulation unit values:

Number of units: To calculate the number of accumulation units for a particular subaccount, we divide your investment by the current accumulation unit value.

Accumulation unit value: The current accumulation unit value for each subaccount equals the last value times the subaccount’s current net investment factor.

We determine the net investment factor by:

•	adding the fund’s current net asset value per share, plus the per share amount of any accrued income or capital gain dividends to obtain a current adjusted net asset value per share; then

•	dividing that sum by the previous adjusted net asset value per share; and

•	subtracting the percentage factor representing the mortality and expense risk fee and the variable account administrative charge from the result.

Because the net asset value of the fund may fluctuate, the accumulation unit value may increase or decrease. You bear all the investment risk in a subaccount.

Factors that affect subaccount accumulation units: Accumulation units may change in two ways — in number and in value.

The number of accumulation units you own may fluctuate due to:

•	additional purchase payments you allocate to the subaccounts;

•	any purchase payment credits allocated to the subaccounts;

•	transfers into or out of the subaccounts (including any positive or negative MVA on amounts transferred from the GPAs);

•	partial withdrawals;

•	withdrawal charges;

and the deduction of a prorated portion of:

•	the contract administrative charge; and

•	the fee for any of the following optional benefits you have selected:

– Accumulation Protector Benefit rider;

– Guarantor Withdrawal Benefit for Life rider;

– Guarantor Withdrawal Benefit rider;

– Income Assurer Benefit rider;

– Benefit Protector rider; or

– Benefit Protector Plus rider.

Accumulation unit values will fluctuate due to:

•	changes in fund net asset value;

•	fund dividends distributed to the subaccounts;

•	fund capital gains or losses;

•	fund operating expenses; and

•	mortality and expense risk fee and the variable account administrative charge.

Making the Most of Your Contract

AUTOMATED DOLLAR-COST AVERAGING
Currently, you can use automated transfers to take advantage of dollar-cost averaging (investing a fixed amount at regular intervals). For example, you might transfer a set amount monthly from a relatively conservative subaccount to a more aggressive one, or to several others, or from the one-year fixed account or one-year GPA to one or more subaccounts. Automated transfers are not available for GPA terms of two or more years. You can also obtain the benefits of dollar-cost averaging by setting up regular automatic SIP payments or by establishing an interest sweep strategy. Interest sweeps are a monthly transfer of the interest earned from the one-year fixed account or one-year GPA into the subaccounts of your choice.

RIVERSOURCE INNOVATIONS CLASSIC SELECT VARIABLE ANNUITY — PROSPECTUS 39

If you participate in an interest sweep strategy the interest you earn on the one-year fixed account or one-year GPA will be less than the annual interest rate we apply because there will be no compounding. There is no charge for dollar-cost averaging.

This systematic approach can help you benefit from fluctuations in accumulation unit values caused by fluctuations in the market values of the funds. Since you invest the same amount each period, you automatically acquire more units when the market value falls and fewer units when it rises. The potential effect is to lower your average cost per unit.

How dollar-cost averaging works

					Number
By investing an equal number			Amount	Accumulation	of units
of dollars each month...		Month	invested	unit value	purchased

		Jan	$100	$20	5.00

		Feb	100	18	5.56

you automatically buy		Mar	100	17	5.88

more units when the	è	Apr	100	15	6.67

per unit market price is low...		May	100	16	6.25

		Jun	100	18	5.56

		Jul	100	17	5.88

and fewer units		Aug	100	19	5.26

when the per unit	è	Sept	100	21	4.76

market price is high.		Oct	100	20	5.00

You paid an average price of $17.91 per unit over the 10 months, while the average market price actually was $18.10.

Dollar-cost averaging does not guarantee that any subaccount will gain in value nor will it protect against a decline in value if market prices fall. Because dollar-cost averaging involves continuous investing, your success will depend upon your willingness to continue to invest regularly through periods of low price levels. Dollar-cost averaging can be an effective way to help meet your long-term goals. For specific features contact your investment professional.

Dollar-cost averaging as described in this section is not available when the PN program is in effect. However, subject to certain restrictions, dollar-cost averaging is available through the DCA fixed account. See the “DCA Fixed Account” and “Portfolio Navigator Program” sections in this prospectus for details.

ASSET REBALANCING
You can ask us in writing to automatically rebalance the subaccount portion of your contract value either quarterly, semiannually, or annually. The period you select will start to run on the date we record your request. On the first valuation date of each of these periods, we automatically will rebalance your contract value so that the value in each subaccount matches your current subaccount percentage allocations. These percentage allocations must be in whole numbers. There is no charge for asset rebalancing. The contract value must be at least $2,000.

You can change your percentage allocations or your rebalancing period at any time by contacting us in writing. We will restart the rebalancing period you selected as of the date we record your change. You also can ask us in writing to stop rebalancing your contract value. You must allow 30 days for us to change any instructions that currently are in place. For more information on asset rebalancing, contact your investment professional.

Different rules apply to asset rebalancing under the PN program (see “Portfolio Navigator Program” below).

As long as you are not participating in a PN program, asset rebalancing is available for use with the DCA fixed account (see “DCA Fixed Account”) only if your subaccount allocation for asset rebalancing is exactly the same as your subaccount allocation for transfers from the DCA fixed account. If you change your subaccount allocations under the asset rebalancing program or the DCA fixed account, we will automatically change the subaccount allocations so they match. If you do not wish to have the subaccount allocation be the same for the asset rebalancing program and the DCA fixed account, you must terminate the asset rebalancing program or the DCA fixed account, as you may choose.

ASSET ALLOCATION PROGRAM
For contracts with applications signed before May 1, 2006, we offered an asset allocation program called Portfolio Navigator. You could elect to participate in the asset allocation program, and there is no additional charge. If you purchased an optional Accumulation Protector Benefit rider, Guarantor Withdrawal Benefit rider or Income Assurer Benefit rider, you are required to participate in the PN program under the terms of the rider.

 40  RIVERSOURCE INNOVATIONS CLASSIC SELECT VARIABLE ANNUITY — PROSPECTUS

This asset allocation program allows you to allocate your contract value to a model portfolio that consists of subaccounts and may include certain GPAs and/or the one-year fixed account (if available under the asset allocation program), which represent various asset classes. By spreading your contract value among these various asset classes, you may be able to reduce the volatility in your contract value, but there is no guarantee that this will occur.

Asset allocation does not guarantee that your contract will increase in value nor will it protect against a decline in value if market prices fall. If you choose or are required to participate in the asset allocation program, you are responsible for determining which model portfolio is best for you. Your investment professional can help you make this determination. In addition, your investment professional may provide you with an investor questionnaire, a tool that can help you determine which model portfolio is suited to your needs based on factors such as your investment goals, your tolerance for risk, and how long you intend to invest.

Currently, there are five model portfolios ranging from conservative to aggressive. You may not use more than one model portfolio at a time. You are allowed to request a change to another model portfolio twice per contract year. Each model portfolio specifies allocation percentages to each of the subaccounts and any GPAs and/or the one-year fixed account that make up that model portfolio. By participating in the asset allocation program, you authorize us to invest your contract value in the subaccounts and any GPAs and/or one-year fixed account (if included) according to the allocation percentages stated for the specific model portfolio you have selected. You also authorize us to automatically rebalance your contract value quarterly beginning three months after the effective date of your contract in order to maintain alignment with the allocation percentages specified in the model portfolio.

Special rules will apply to the GPAs if they are included in a model portfolio. Under these rules:

•	no MVA will apply when rebalancing occurs within a specific model portfolio (but an MVA may apply if you elect to transfer to a new model portfolio); and

•	no MVA will apply when you elect an annuity payout plan while your contract value is invested in a model portfolio (see “Guarantee Period Accounts — Market Value Adjustment”).

Under the asset allocation program, the subaccounts, any GPAs and/or the one-year fixed account (if included) that make up the model portfolio you selected and the allocation percentages to those subaccounts, any GPAs and/or the one-year fixed account (if included) will not change unless we adjust the composition of the model portfolio to reflect the liquidation, substitution or merger of an underlying fund, a change of investment objective by an underlying fund or when an underlying fund stops selling its shares to the variable account. We reserve the right to change the terms and conditions of the asset allocation program upon written notice to you.

If permitted under applicable securities law, we reserve the right to:

•	reallocate your current model portfolio to an updated version of your current model portfolio; or

•	substitute a fund of funds for your current model portfolio.

We also reserve the right to discontinue the asset allocation program. We will give you 30 days’ written notice of any such change.

If you elected to participate in the asset allocation program, you may discontinue your participation in the program at any time by giving us written notice. Upon cancellation, automated rebalancing associated with the asset allocation program will end. You can elect to participate in the asset allocation program again at any time.

Required Use of Asset Allocation Program with Accumulation Protector Benefit rider, Guarantor Withdrawal Benefit rider or Income Assurer Benefit rider

If you are required to participate in the asset allocation program because you purchased an optional Accumulation Protector Benefit rider, Guarantor Withdrawal Benefit rider or Income Assurer Benefit rider, you may not discontinue your participation in the asset allocation program unless permitted by the terms of the rider as summarized below:

•	Accumulation Protector Benefit rider: You cannot terminate the Accumulation Protector Benefit rider. As long as the Accumulation Protector Benefit rider is in effect, your contract value must be invested in one of the model portfolios. The Accumulation Protector Benefit rider automatically ends at the end of the waiting period as does the requirement that you participate in the asset allocation program. At all other times, if you do not want to participate in any of the model portfolios, you must terminate your contract by requesting a full withdrawal. Withdrawal charges and tax penalties may apply. Therefore, you should not select the Accumulation Protector Benefit rider if you do not intend to continue participating in one of the model portfolios until the end of the waiting period.

•	Guarantor Withdrawal Benefit rider: Because the Guarantor Withdrawal Benefit rider requires that your contract value be invested in one of the model portfolios for the life of the contract, and you cannot terminate the Guarantor Withdrawal Benefit rider once you have selected it, you must terminate your contract by requesting a full withdrawal if you do not want

RIVERSOURCE INNOVATIONS CLASSIC SELECT VARIABLE ANNUITY — PROSPECTUS 41

to participate in any of the model portfolios. Withdrawal charges and tax penalties may apply. Therefore, you should not select the Guarantor Withdrawal Benefit rider if you do not intend to continue participating in one of the model portfolios for the life of the contract.

•	Income Assurer Benefit rider: You can terminate the Income Assurer Benefit rider during a 30-day period after the first rider anniversary and at any time after the expiration of the waiting period. At all other times, if you do not want to participate in any of the model portfolios, you must terminate your contract by requesting a full withdrawal. Withdrawal charges and tax penalties may apply. As long as the Income Assurer Benefit rider is in effect, your contract value must be invested in one of the model portfolios. Therefore, you should not select the Income Assurer Benefit rider if you do not intend to continue participating in one of the model portfolios during the period of time the Income Assurer Benefit rider is in effect.

PORTFOLIO NAVIGATOR PROGRAM (PN program)
Under the PN program for the living benefit riders, your contract value is allocated to a PN program investment option (except as described in the next paragraph). The PN program investment options are currently five funds of funds, each of which invests in underlying funds in proportions that vary among the funds of funds in light of each fund of funds’ investment objective (“Portfolio Navigator funds”). The PN program is available for both nonqualified and qualified annuities.

The PN program also allows those who participated in a previous version of the PN program and who previously opted out of the transfer of their contract value to Portfolio Navigator funds to remain invested in accordance with a “static” PN program model portfolio investment option that is not subject to updating or reallocation. For more information on the static model portfolios, see “The static model portfolios” below.

You are required to participate in the PN program if your contract includes optional living benefit riders. If your contract does not include one of these riders, you may not participate in the PN program; but you may choose to allocate your contract value to one or more of the Portfolio Navigator funds without being in the PN program. You should review any PN program information, including the prospectus for the funds of funds, carefully. Your investment professional can provide you with additional information and can answer questions you may have on the PN program.

The Portfolio Navigator funds. Each of the Portfolio Navigator funds is a fund of funds with the investment objective of seeking a high level of total return consistent with a certain level of risk by investing in various underlying funds. The funds of funds have objectives ranging from Conservative to Aggressive, and are managed within asset class allocation targets and with a broad multi-manager approach. Columbia Management Investment Advisers is the investment adviser of each of the funds of funds, and Columbia Management Investment Advisers or an affiliate is the investment adviser of each of the underlying funds in which the funds of funds invest. Morningstar Associates, LLC serves as an independent consultant to Columbia Management Investment Advisers to provide recommendations regarding portfolio construction and ongoing analysis of the funds of funds. Neither Columbia Management Investment Advisers nor Morningstar Associates, LLC serves as your investment adviser as to the allocation of your contract value under the PN program (regardless of whether you have selected a PN program investment option or have chosen to remain in a static model portfolio). Some of the underlying funds are managed on a day-to-day basis directly by Columbia Management Investment Advisers and some are managed by one or more affiliated or unaffiliated sub-advisers, subject to the oversight of Columbia Management Investment Advisers and the fund’s board of trustees.

Below are the target asset allocation weights (between equity and fixed income/cash underlying funds) for each of the funds of funds:

1. Variable Portfolio – Aggressive Portfolio: 80% Equity / 20% Fixed Income

2. Variable Portfolio – Moderately Aggressive Portfolio: 65% Equity / 35% Fixed Income

3. Variable Portfolio – Moderate Portfolio: 50% Equity / 50% Fixed Income

4. Variable Portfolio – Moderately Conservative Portfolio: 35% Equity / 65% Fixed Income

5. Variable Portfolio – Conservative Portfolio: 20% Equity / 80% Fixed Income

Fund of funds conflicts of interest. In providing investment advisory services for the funds of funds and the underlying funds in which the funds of funds invest, Columbia Management Investment Advisers is, together with its affiliates, including us, subject to competing interests that may influence its decisions. These competing interests typically arise because Columbia Management Investment Advisers or one of its affiliates serves as the investment adviser to the underlying funds and may provide other services in connection with such underlying funds, and because the compensation we and our affiliates receive for providing these investment advisory and other services varies depending on the underlying fund. For additional information about the conflicts of interest to which Columbia Management Investment Advisers and its affiliates are subject, see the funds of funds prospectus.

 42  RIVERSOURCE INNOVATIONS CLASSIC SELECT VARIABLE ANNUITY — PROSPECTUS

The static model portfolios. If you have chosen to remain invested in a “static” PN program model portfolio investment option, your assets will remain invested in accordance with your current model portfolio, and you will not be provided with any updates to the model portfolio or reallocation recommendations. (The last such reallocation recommendation was provided in 2009.) Each model portfolio consists of underlying funds and/or any GPAs (if included) according to the allocation percentages stated for the model portfolio. If you are participating in the PN program through a model portfolio, you instruct us to automatically rebalance your contract value quarterly in order to maintain alignment with these allocation percentages.

If you own a contract with a living benefit rider which requires you to participate in the PN program and have chosen to remain in a PN program model portfolio, you may in the future transfer the assets in your contract only to one of the funds of funds investment options. If you begin taking income from your contract and have a living benefit rider that requires a move to a certain model portfolio once you begin taking income, you will be transferred to the fund of funds that corresponds to that model portfolio.

Special rules apply to the GPAs if they are included in a model portfolio. Under these rules:

•	no MVA will apply when rebalancing occurs within a specific model portfolio (but an MVA may apply if you elect to transfer to a fund of funds);

•	no MVA will apply when you elect an annuity payout plan while your contract value is invested in a model portfolio. (See “Guarantee Period Accounts — Market Value Adjustment.”)

If you choose to remain in a static model portfolio, the investments and investment styles and policies of the underlying funds in which your contract value is invested may change. Accordingly, your model portfolio may change so that it is no longer appropriate for your needs, even though your allocations to underlying funds do not change. Furthermore, the absence of periodic updating means that existing underlying funds will not be replaced as may be appropriate due to poor performance, changes in management personnel, or other factors.

Although the model portfolios are no longer maintained on an ongoing basis, the asset allocations in the model portfolios may have been affected by conflicts of interest similar to those to which the funds of funds are subject. Certain of the underlying funds in the model portfolios are managed by Columbia Management Investment Advisers or an affiliate while others are not, and we or our affiliate had an incentive to specify greater allocation percentages for the affiliated underlying funds.

Participating in the PN program. You are responsible for determining which investment option is best for you. Your investment professional can help you make this determination. In addition, your investment professional may provide you with an investor questionnaire, a tool to help define your investing style that is based on factors such as your investment goals, your tolerance for risk and how long you intend to invest. Your responses to the investor questionnaire can help you determine which investment option most closely matches your investing style. While the scoring of the investor questionnaire is objective, there is no guarantee that your responses to the investor questionnaire accurately reflect your tolerance for risk. Similarly, there is no guarantee that the investment option you select or have selected after completing the investor questionnaire is appropriate to your ability to withstand investment risk. RiverSource Life is not responsible for your selection of a specific investment option or your decision to change to a different investment option.

Currently, there are five Portfolio Navigator funds (and under the previous PN program, five static model portfolio investment options), ranging from conservative to aggressive. You may not use more than one investment option at a time.

If you initially allocate qualifying purchase payments to the DCA Fixed Account, when available (see “The DCA Fixed Account”), and you are participating in the PN program, we will make monthly transfers in accordance with your instructions from the DCA Fixed Account into the investment option or model portfolio you have chosen.

You may request a change to your fund of funds (or a transfer from your model portfolio to a fund of funds) up to twice per contract year by written request on an authorized form or by another method agreed to by us. If you make such a change, we may charge you a higher fee for your rider.

We reserve the right to change the terms and conditions of the PN program upon written notice to you. This includes but is not limited to the right to:

•	limit your choice of investment options based on the amount of your initial purchase payment;

•	cancel required participation in the program after 30 days written notice;

•	substitute a fund of funds for your model portfolio, if applicable, if permitted under applicable securities law; and

•	discontinue the PN program after 30 days written notice.

Risks. Asset allocation through the PN program does not guarantee that your contract will increase in value nor will it protect against a decline in value if market prices fall. By investing in a fund of funds, you may be able to reduce the volatility in your contract value, but there is no guarantee that this will happen. For additional information about the risks of investing in a Portfolio Navigator funds of funds, see funds of funds prospectus.

RIVERSOURCE INNOVATIONS CLASSIC SELECT VARIABLE ANNUITY — PROSPECTUS 43

Living benefits requiring participation in the PN program:

•	Accumulation Protector Benefit rider: You cannot terminate the Accumulation Protector Benefit rider. As long as the Accumulation Protector Benefit rider is in effect, your contract value must be invested in one of the PN program investment options. For contracts with applications signed on or after Jan. 26, 2009, you cannot select the Aggressive investment option, or transfer to the Aggressive investment option while the rider is in effect. The Accumulation Protector Benefit rider automatically ends at the end of the waiting period and you then have the option to cancel your participation in the PN program. At all other times, if you do not want to invest in any of the PN program investment options, you must terminate your contract by requesting a full withdrawal. Withdrawal charges and tax penalties may apply. Therefore, you should not select the Accumulation Protector Benefit rider if you do not intend to continue participating in the PN program (as it now exists or as we may modify it in the future) until the end of the waiting period.

•	Guarantor Withdrawal Benefit for Life rider: The Guarantor Withdrawal Benefit for Life rider requires that your contract value be invested in one of the PN program investment options for the life of the contract. Subject to state restrictions, we reserve the right to limit the number of investment options from which you can select based on the dollar amount of purchase payments you make. Because you cannot terminate the Guarantor Withdrawal Benefit for Life rider once you have selected it, you must terminate your contract by requesting a full withdrawal if you do not want to invest in any of the PN program investment options. Withdrawal charges and tax penalties may apply. Therefore, you should not select the Guarantor Withdrawal Benefit for Life rider if you do not intend to continue participating in the PN program (as it now exists or as we may modify it in the future) for the life of the contract.

•	Guarantor Withdrawal Benefit rider: The Guarantor Withdrawal Benefit rider requires that your contract value be invested in one of the PN program investment options for the life of the contract and because you cannot terminate the Guarantor Withdrawal Benefit rider once you have selected it, you must terminate your contract by requesting a full withdrawal if you do not want to invest in any of the PN program investment options. Withdrawal charges and tax penalties may apply. Therefore, you should not select the Guarantor Withdrawal Benefit rider if you do not intend to continue participating in the PN program (as it now exists or as we may modify it in the future) for the life of the contract.

•	Income Assurer Benefit rider: The Income Assurer Benefit rider requires that your contract value be invested in one of the PN program investment options for the life of the contract. You can terminate the Income Assurer Benefit rider during the 30-day period after the first rider anniversary and at any time after the expiration of the waiting period. At all other times you cannot terminate the Income Assurer Benefit rider once you have selected it and you must terminate your contract by requesting a full withdrawal if you do not want to invest in any of the PN program investment options. Withdrawal charges and tax penalties may apply. Therefore, you should not select the Income Assurer Benefit rider if you do not intend to continue participating in the PN program (as it now exists or as we may modify it in the future) for the life of the contract.

TRANSFERRING AMONG ACCOUNTS
The transfer rights discussed in this section do not apply while the PN program is in effect.

You may transfer contract value from any one subaccount, GPAs, the one-year fixed account, or the DCA fixed account, to another subaccount before annuity payouts begin. Certain restrictions apply to transfers involving the GPAs and the one-year fixed account. You may not transfer contract value to the DCA fixed account.

The date your request to transfer will be processed depends on when we receive it:

•	If we receive your transfer request at our corporate office in good order before the close of business, we will process your transfer using the accumulation unit value we calculate on the valuation date we received your transfer request.

•	If we receive your transfer request at our corporate office in good order at or after the close of business, we will process your transfer using the accumulation unit value we calculate on the next valuation date after we received your transfer request.

There is no charge for transfers. Before making a transfer, you should consider the risks involved in changing investments. Transfers out of the GPAs will be subject to an MVA if done more than 30 days before the end of the guarantee period.

We may suspend or modify transfer privileges at any time.

For information on transfers after annuity payouts begin, see “Transfer policies” below.

Transfer policies

•	Before annuity payouts begin, you may transfer contract values between the subaccounts, or from the subaccounts to the GPAs and the one-year fixed account at any time. However, if you made a transfer from the one-year fixed account to the subaccounts or the GPAs, you may not make a transfer from any subaccount or GPA back to the one-year fixed account for

 44  RIVERSOURCE INNOVATIONS CLASSIC SELECT VARIABLE ANNUITY — PROSPECTUS

six months following that transfer. We reserve the right to further limit transfers to the one-year fixed account if the interest rate we are then currently crediting to the one-year fixed account is equal to the minimum interest rate stated in the contract.

•	You may transfer contract values from the one-year fixed account to the subaccounts or the GPAs once a year on or within 30 days before or after the contract anniversary (except for automated transfers, which can be set up at any time for certain transfer periods subject to certain minimums). Transfers from the one-year fixed account are not subject to an MVA. The amount of contract value transferred to the one-year fixed account cannot result in the value of the one-year fixed account being greater than 30% of the contract value. Transfers out of the one-year fixed account are limited to 30% of one-year fixed account values at the beginning of the contract year or $10,000, whichever is greater. Because of this limitation, it may take you several years to transfer all your contract value from the one-year fixed account. You should carefully consider whether the one-year fixed account meets your investment criteria before you invest. We reserve the right to further limit transfers to or from the one-year fixed account if the interest rate we are then crediting on new purchase payments allocated to the one-year fixed account is equal to the minimum interest rate stated in the contract.

•	You may transfer contract values from a GPA any time after 60 days of transfer or payment allocation to the account. Transfers made more than 30 days before the end of the guarantee period will receive an MVA, which may result in a gain or loss of contract value, unless an exception applies (see “The Guarantee Period Accounts (GPAs) — Market Value Adjustment (MVA)”).

•	If we receive your request on or within 30 days before or after the contract anniversary date, the transfer from the one-year fixed account to the GPAs will be effective on the valuation date we receive it.

•	You may not transfer contract values from the subaccounts, the GPAs, or the one-year fixed account into the DCA fixed account. However, you may transfer contract values from the DCA fixed account to any of the investment options available under your contract, subject to investment minimums and other restrictions we may impose on investments in the one-year fixed account and the GPA, as described above. (See “DCA Fixed Account.”)

•	Once annuity payouts begin, you may not make transfers to or from the GPAs or the fixed account, but you may make transfers once per contract year among the subaccounts. During the annuity payout period, we reserve the right to limit the number of subaccounts in which you may invest. When annuity payments begin, you must transfer all contract value out of your GPAs and DCA accounts.

Market Timing
Market timing can reduce the value of your investment in the contract. If market timing causes the returns of an underlying fund to suffer, contract value you have allocated to a subaccount that invests in that underlying fund will be lower too. Market timing can cause you, any joint owner of the contract and your beneficiary(ies) under the contract a financial loss.

Funds available as investment options under the contract that invest in securities that trade in overseas securities markets may be at greater risk of loss from market timing, as market timers may seek to take advantage of changes in the values of securities between the close of overseas markets and the close of U.S. markets. Also, the risks of market timing may be greater for underlying funds that invest in securities such as small cap stocks, high yield bonds, or municipal securities, that may be traded infrequently.

We seek to prevent market timing. Market timing is frequent or short-term trading activity. We do not accommodate short-term trading activities. Do not buy a contract if you wish to use short-term trading strategies to manage your investment. The market timing policies and procedures described below apply to transfers among the subaccounts within the contract. The underlying funds in which the subaccounts invest have their own market timing policies and procedures. The market timing policies of the underlying funds may be more restrictive than the market timing policies and procedures we apply to transfers among the subaccounts of the contract, and may include redemption fees. We reserve the right to modify our market timing policies and procedures at any time without prior notice to you.

Market timing may hurt the performance of an underlying fund in which a subaccount invests in several ways, including but not necessarily limited to:

•	diluting the value of an investment in an underlying fund in which a subaccount invests;

•	increasing the transaction costs and expenses of an underlying fund in which a subaccount invests; and,

•	preventing the investment adviser(s) of an underlying fund in which a subaccount invests from fully investing the assets of the fund in accordance with the fund’s investment objectives.

RIVERSOURCE INNOVATIONS CLASSIC SELECT VARIABLE ANNUITY — PROSPECTUS 45

In order to help protect you and the underlying funds from the potentially harmful effects of market timing activity, we apply the following market timing policy to discourage frequent transfers of contract value among the subaccounts of the variable account:

We try to distinguish market timing from transfers that we believe are not harmful, such as periodic rebalancing for purposes of an asset allocation, dollar-cost averaging and asset rebalancing program that may be described in this prospectus. There is no set number of transfers that constitutes market timing. Even one transfer in related accounts may be market timing. We seek to restrict the transfer privileges of a contract owner who makes more than three subaccount transfers in any 90 day period. We also reserve the right to refuse any transfer request, if, in our sole judgment, the dollar amount of the transfer request would adversely affect unit values.

If we determine, in our sole judgment, that your transfer activity constitutes market timing, we may modify, restrict or suspend your transfer privileges to the extent permitted by applicable law, which may vary based on the state law that applies to your contract and the terms of your contract. These restrictions or modifications may include, but not be limited to:

•	requiring transfer requests to be submitted only by first-class U.S. mail;

•	not accepting hand-delivered transfer requests or requests made by overnight mail;

•	not accepting telephone or electronic transfer requests;

•	requiring a minimum time period between each transfer;

•	not accepting transfer requests of an agent acting under power of attorney;

•	limiting the dollar amount that you may transfer at any one time;

•	suspending the transfer privilege; or

•	modifying instructions under an automated transfer program to exclude a restricted fund if you do not provide new instructions.

Subject to applicable state law and the terms of each contract, we will apply the policy described above to all contract owners uniformly in all cases. We will notify you in writing after we impose any modification, restriction or suspension of your transfer rights.

We cannot guarantee that we will be able to identify and restrict all market timing activity. Because we exercise discretion in applying the restrictions described above, we cannot guarantee that we will be able to restrict all market timing activity. In addition, state law and the terms of some contracts may prevent us from stopping certain market timing activity. Market timing activity that we are unable to identify and/or restrict may impact the performance of the underlying funds and may result in lower contract values.

In addition to the market timing policy described above, which applies to transfers among the subaccounts within your contract, you should carefully review the market timing policies and procedures of the underlying funds. The market timing policies and procedures of the underlying funds may be materially different than those we impose on transfers among the subaccounts within your contract and may include mandatory redemption fees as well as other measures to discourage frequent transfers. As an intermediary for the underlying funds, we are required to assist them in applying their market timing policies and procedures to transactions involving the purchase and exchange of fund shares. This assistance may include, but not be limited to, providing the underlying fund upon request with your Social Security Number, Taxpayer Identification Number or other United States government-issued identifier, and the details of your contract transactions involving the underlying fund. An underlying fund, in its sole discretion, may instruct us at any time to prohibit you from making further transfers of contract value to or from the underlying fund, and we must follow this instruction. We reserve the right to administer and collect on behalf of an underlying fund any redemption fee imposed by an underlying fund. Market timing policies and procedures adopted by underlying funds may affect your investment in the contract in several ways, including but not limited to:

•	Each fund may restrict or refuse trading activity that the fund determines, in its sole discretion, represents market timing.

•	Even if we determine that your transfer activity does not constitute market timing under the market timing policies described above which we apply to transfers you make under the contract, it is possible that the underlying fund’s market timing policies and procedures, including instructions we receive from a fund may require us to reject your transfer request. For example, while we disregard transfers permitted under any asset allocation, dollar-cost averaging and asset rebalancing programs that may be described in this prospectus, we cannot guarantee that an underlying fund’s market timing policies and procedures will do so. Orders we place to purchase fund shares for the variable account are subject to acceptance by the fund. We reserve the right to reject without prior notice to you any transfer request if the fund does not accept our order.

•	Each underlying fund is responsible for its own market timing policies, and we cannot guarantee that we will be able to implement specific market timing policies and procedures that a fund has adopted. As a result, a fund’s returns might be adversely affected, and a fund might terminate our right to offer its shares through the variable account.

 46  RIVERSOURCE INNOVATIONS CLASSIC SELECT VARIABLE ANNUITY — PROSPECTUS

•	Funds that are available as investment options under the contract may also be offered to other intermediaries who are eligible to purchase and hold shares of the fund, including without limitation, separate accounts of other insurance companies and certain retirement plans. Even if we are able to implement a fund’s market timing policies, we cannot guarantee that other intermediaries purchasing that same fund’s shares will do so, and the returns of that fund could be adversely affected as a result.

For more information about the market timing policies and procedures of an underlying fund, the risks that market timing pose to that fund, and to determine whether an underlying fund has adopted a redemption fee, see that fund’s prospectus.

HOW TO REQUEST A TRANSFER OR WITHDRAWAL

 1 By letter

Send your name, contract number, Social Security Number or Taxpayer Identification Number* and signed request for a transfer or withdrawal to our corporate office:

RiverSource Life Insurance Company
829 Ameriprise Financial Center
Minneapolis, MN 55474

Minimum amount
Transfers or withdrawals:  $500 or entire account balance

Maximum amount
Transfers or withdrawals:  Contract value or entire account balance

*	Failure to provide a Social Security Number or Taxpayer Identification Number may result in mandatory tax withholding on the taxable portion of the distribution.

 2 By automated transfers and automated partial withdrawals

Your investment professional can help you set up automated transfers among your GPAs, one-year fixed account or the subaccounts or automated partial withdrawals from the GPAs, one-year fixed account, DCA fixed account or the subaccounts.

You can start or stop this service by written request or other method acceptable to us.

You must allow 30 days for us to change any instructions that are currently in place.

•	Automated transfers from the one-year fixed account to any one of the subaccounts may not exceed an amount that, if continued, would deplete the one-year fixed account within 12 months.

•	Transfers out of the one-year fixed account are limited to 30% of the one-year fixed account values at the beginning of the contract year or $10,000, whichever is greater.

•	Automated withdrawals may be restricted by applicable law under some contracts.

•	You may not make additional purchase payments if automated partial withdrawals are in effect.

•	If the PN program is in effect, you are not allowed to set up automated transfers except in connection with a DCA Fixed Account (see “The Fixed Account — DCA Fixed Account” and “Making the Most of Your Contract — Portfolio Navigator Program”).

•	Automated partial withdrawals may result in IRS taxes and penalties on all or part of the amount withdrawn.

•	If you have a Guarantor Withdrawal Benefit for Life rider or Guarantor Withdrawal Benefit rider, you may set up automated partial withdrawals up to the benefit available for withdrawal under the rider.

Minimum amount

Transfers or withdrawals:	$100 monthly
$250 quarterly, semiannually or annually

 3 By phone

Call:
1-800-333-3437

Minimum amount
Transfers or withdrawals:  $500 or entire account balance

RIVERSOURCE INNOVATIONS CLASSIC SELECT VARIABLE ANNUITY — PROSPECTUS 47

Maximum amount
Transfers:                           Contract value or entire account balance
Withdrawals:                      $25,000

We answer telephone requests promptly, but you may experience delays when the call volume is unusually high. If you are unable to get through, use the mail procedure as an alternative.

We will honor any telephone transfer or withdrawal requests that we believe are authentic and we will use reasonable procedures to confirm that they are. This includes asking identifying questions and recording calls. We will not allow a telephone withdrawal within 30 days of a phoned-in address change. As long as we follow the procedures, we (and our affiliates) will not be liable for any loss resulting from fraudulent requests.

Telephone transfers and withdrawals are automatically available. You may request that telephone transfers and withdrawals not be authorized from your account by writing to us.

Withdrawals

You may withdraw all or part of your contract at any time before the retirement date by sending us a written request or calling us. If we receive your withdrawal request in good order at our corporate office before the close of business, we will process your withdrawal using the accumulation unit value we calculate on the valuation date we received your withdrawal request. If we receive your withdrawal request at our corporate office at or after the close of business, we will process your withdrawal using the accumulation unit value we calculate on the next valuation date after we received your withdrawal request. We may ask you to return the contract. You may have to pay a contract administrative charge, withdrawal charges or any applicable optional rider charges (see “Charges”), federal income taxes and penalties. State and local income taxes may also apply (see “Taxes”). In addition, purchase payment credits may be reversed. You cannot make withdrawals after annuity payouts begin except under Annuity Payout Plan E. (See “The Annuity Payout Period — Annuity Payout Plans.”)

Any partial withdrawals you take under the contract will reduce your contract value. As a result, the value of your death benefit or any optional benefits you have elected will also be reduced. If you have elected the Guarantor Withdrawal Benefit for Life rider or the Guarantor Withdrawal Benefit rider and your partial withdrawals in any contract year exceed the permitted withdrawal amount under the terms of the Guarantor Withdrawal Benefit for Life rider or the Guarantor Withdrawal Benefit rider, your benefits under the rider may be reduced (see “Optional Benefits”). Any partial withdrawal request that exceeds the amount allowed under the riders and impacts the guarantees provided, will not be considered in good order until we receive a signed form Benefit Impact Acknowledgement showing the projected effect of the withdrawal on the rider benefits or a verbal acknowledgement that you understand and accept the impacts that have been explained to you.

In addition, withdrawals you are required to take to satisfy RMDs under the Code may reduce the value of certain death benefits and optional benefits (see “Taxes — Qualified Annuities — Required Minimum Distributions”).

WITHDRAWAL POLICIES
If you have a balance in more than one account and you request a partial withdrawal, we will automatically withdraw from all your subaccounts and GPAs, the DCA fixed account, and/or the one-year fixed account in the same proportion as your value in each account correlates to your total contract value, unless requested otherwise. After executing a partial withdrawal, the value in each subaccount, one-year fixed account or GPA must be either zero or at least $50.

RECEIVING PAYMENT
By regular or express mail:

•	payable to you;

•	mailed to address of record.

NOTE: We will charge you a fee if you request express mail delivery.

Normally, we will send the payment within seven days after receiving your request in good order. However, we may postpone the payment if:

– the surrender amount includes a purchase payment check that has not cleared;

– the NYSE is closed, except for normal holiday and weekend closings;

– trading on the NYSE is restricted, according to SEC rules;

– an emergency, as defined by SEC rules, makes it impractical to sell securities or value the net assets of the accounts; or

– the SEC permits us to delay payment for the protection of security holders.

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TSA — Special Provisions

PARTICIPANTS IN TAX-SHELTERED ANNUITIES
If the contract is intended to be used in connection with an employer sponsored 403(b) plan, additional rules relating to this contract can be found in the annuity endorsement for tax sheltered 403(b) annuities. Unless we have made special arrangements with your employer, the contract is not intended for use in connection with an employer sponsored 403(b) plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). In the event that the employer either by affirmative election or inadvertent action causes contributions under a plan that is subject to ERISA to be made to this contract, we will not be responsible for any obligations and requirements under ERISA and the regulations thereunder, unless we have prior written agreement with the employer. You should consult with your employer to determine whether your 403(b) plan is subject to ERISA.

In the event we have a written agreement with your employer to administer the plan pursuant to ERISA, special rules apply as set forth in the TSA endorsement.

The employer must comply with certain nondiscrimination requirements for certain types of contributions under a TSA contract to be excluded from taxable income. You should consult your employer to determine whether the nondiscrimination rules apply to you.

The Code imposes certain restrictions on your right to receive early distributions from a TSA:

•	Distributions attributable to salary reduction contributions (plus earnings) made after Dec. 31, 1988, or to transfers or rollovers from other contracts, may be made from the TSA only if:

–	you are at least age 59 1/2;

–	you are disabled as defined in the Code;

–	you severed employment with the employer who purchased the contract;

–	the distribution is because of your death;

–	the distribution is due to plan termination; or

–	you are a military reservist.

•	If you encounter a financial hardship (as provided by the Code), you may be eligible to receive a distribution of all contract values attributable to salary reduction contributions made after Dec. 31, 1988, but not the earnings on them.

•	Even though a distribution may be permitted under the above rules, it may be subject to IRS taxes and penalties (see “Taxes”)

•	The above restrictions on distributions do not affect the availability of the amount credited to the contract as of Dec. 31, 1988. The restrictions also do not apply to transfers or exchanges of contract value within the contract, or to another registered variable annuity contract or investment vehicle available through the employer.

Changing Ownership

You may change ownership of your nonqualified annuity at any time by completing a change of ownership form we approve and sending it to our office. The change will become binding on us when we receive and record it. We will honor any change of ownership request received in good order that we believe is authentic and we will use reasonable procedures to confirm authenticity. If we follow these procedures, we will not take any responsibility for the validity of the change.

If you have a nonqualified annuity, you may incur income tax liability by transferring, assigning or pledging any part of it. (see “Taxes.”)

If you have a qualified annuity, you may not sell, assign, transfer, discount or pledge your contract as collateral for a loan, or as security for the performance of an obligation or for any other purpose except as required or permitted by the Code. However, if the owner is a trust or custodian, or an employer acting in a similar capacity, ownership of the contract may be transferred to the annuitant.

Please consider carefully whether or not you wish to change ownership of your annuity contract. If you elected any optional contract features or riders, the new owner and annuitant will be subject to all limitations and/or restrictions of those features or riders just as if they were purchasing a new contract. If you have an Income Assurer Benefit rider and/or Benefit Protector Plus rider, the rider will terminate upon transfer of ownership of the annuity contract. The Accumulation Protector Benefit, the Guarantor Withdrawal Benefit for Life and the Guarantor Withdrawal Benefit riders will continue upon transfer of ownership of your annuity contract. For the Guarantor Withdrawal Benefit for Life riders, any ownership change that impacts the guarantees provided will not be considered in good order until we receive a signed Benefit Impact Acknowledgement form showing the projected effect of the ownership change on the rider benefits or a verbal acknowledgement that you understand

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and accept the impacts that have been explained to you. Continuance of the Benefit Protector is optional. (See “Optional Benefits.”)

Benefits in Case of Death

There are four death benefit options under your contract if you die before the retirement start date while this contract is in force. You must select one of the following death benefits:

•	ROP Death Benefit;

•	MAV Death Benefit;

•	5% Accumulation Death Benefit; or

•	Enhanced Death Benefit.

If it is available in your state and if both you and the annuitant are age 79 or younger at contract issue, you can elect any one of the above death benefits. If either you or the annuitant are age 80 or older at contract issue, the ROP Death Benefit will apply. Once you elect a death benefit, you cannot change it. We show the death benefit that applies in your contract on your contract’s data page. The death benefit you select determines the mortality and expense risk fee that is assessed against the subaccounts. (See “Charges — Mortality and Expense Risk Fee.”)

Under each option, we will pay the death benefit, less any purchase payment credits subject to reversal, to your beneficiary upon the earlier of your death or the annuitant’s death. We will base the benefit paid on the death benefit coverage you chose when you purchased the contract. If a contract has more than one person as the owner, we will pay benefits upon the first to die of any owner or the annuitant.

Here are some terms that are used to describe the death benefits:

Adjusted partial withdrawals (calculated for ROP and MAV Death Benefits)	=	PW × DB CV
PW = the amount by which the contract value is reduced as a result of the partial withdrawal.

DB = the death benefit on the date of (but prior to) the partial withdrawal.

CV = contract value on the date of (but prior to) the partial withdrawal.

Maximum Anniversary Value (MAV): is zero prior to the first contract anniversary after the effective date of the rider. On the first contract anniversary after the effective date of the rider, we set the MAV as the greater of these two values:

(a) current contract value; or

(b)	total purchase payments and any purchase payment credits applied to the contract minus adjusted partial withdrawals.

Thereafter, we increase the MAV by any additional purchase payments and any purchase payment credits and reduce the MAV by adjusted partial withdrawals. Every contract anniversary after that prior to the earlier of your or the annuitant’s 81st birthday, we compare the MAV to the current contract value and we reset the MAV to the higher amount.

5% Variable Account Floor: is the sum of the value of the GPAs, the one-year fixed account and the variable account floor. There is no variable account floor prior to the first contract anniversary. On the first contract anniversary, we establish the variable account floor as:

•	the amounts allocated to the subaccounts and the DCA fixed account at issue increased by 5%;

•	plus any subsequent amounts allocated to the subaccounts and the DCA fixed account;

•	minus adjusted transfers and partial withdrawals from the subaccounts or the DCA fixed account.

Thereafter, we continue to add subsequent purchase payments and any purchase payment credits allocated to the subaccounts or the DCA fixed account and subtract adjusted transfers and partial withdrawals from the subaccounts or the DCA fixed account. On each contract anniversary after the first, through age 80, we add an amount to the variable account floor equal to 5% of the prior anniversary’s variable account floor. We stop adding this amount after you or the annuitant reach age 81.

5% variable account floor adjusted transfers or partial withdrawals	=	PWT × VAF SV

PWT	=	the amount by which the contract value in the subaccounts and the DCA fixed account is reduced as a result of the partial withdrawal or transfer from the subaccounts or the DCA fixed account.
VAF	=	variable account floor on the date of (but prior to) the transfer or partial withdrawal.
SV	=	value of the subaccounts and the DCA fixed account on the date of (but prior to) the transfer of partial withdrawal.

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The amount of purchase payments and any purchase payment credits withdrawn or transferred from any subaccount or fixed account (if applicable) or GPA account is calculated as (a) times (b) where:

(a)	is the amount of purchase payments and any purchase payment credits in the account or subaccount on the date of but prior to the current withdrawal or transfer; and

(b)	is the ratio of the amount of contract value transferred or withdrawn from the account or subaccount to the value in the account or subaccount on the date of (but prior to) the current withdrawal or transfer.

For contracts issued in New Jersey, the cap on the variable account floor is 200% of the sum of the purchase payments and any purchase payment credits allocated to the subaccounts and the DCA fixed account that have not been withdrawn or transferred out of the subaccounts or DCA fixed account.

NOTE: The 5% variable account floor is calculated differently and is not the same value as the Income Assurer Benefit® 5% variable account floor.

RETURN OF PURCHASE PAYMENTS (ROP) DEATH BENEFIT

The ROP Death Benefit is the basic death benefit on the contract that will pay your beneficiaries no less than your purchase payments and any purchase payment credits, adjusted for withdrawals. If you or the annuitant die before annuity payouts begin and while this contract is in force, the death benefit will be the greater of these two values, minus any applicable rider charges:

1. contract value; or

2.	total purchase payments and any purchase payment credits applied to the contract minus adjusted partial withdrawals.

The ROP Death Benefit will apply unless you select one of the alternative death benefits described immediately below.

If available in your state and both you and the annuitant are age 79 or younger at contract issue, you may select one of the death benefits described below at the time you purchase your contract. The death benefits do not provide any additional benefit before the first contract anniversary and may not be appropriate for issue ages 75 to 79 because the benefit values may be limited after age 81. Be sure to discuss with your investment professional whether or not these death benefits are appropriate for your situation.

MAXIMUM ANNIVERSARY VALUE (MAV) DEATH BENEFIT

The MAV Death Benefit provides that if you or the annuitant die while the contract is in force and before annuity payouts begin, the death benefit will be the greatest of these three values, minus any applicable rider charges:

1. contract value;

2.	total purchase payments and any purchase payment credits applied to the contract minus adjusted partial withdrawals; or

3.	the MAV on the date of death.

5% ACCUMULATION DEATH BENEFIT

The 5% Accumulation Death Benefit provides that if you or the annuitant die while the contract is in force and before annuity payouts begin, the death benefit will be the greatest of these three values, minus any applicable rider charges:

1. contract value;

2.	total purchase payments and any purchase payment credits applied to the contract minus adjusted partial withdrawals; or

3. the 5% variable account floor.

ENHANCED DEATH BENEFIT

The Enhanced Death Benefit provides that if you or the annuitant die while the contract is in force and before annuity payouts begin, the death benefit will be the greatest of these four values, minus any applicable rider charges:

1. contract value;

2.	total purchase payments and any purchase payment credits applied to the contract minus adjusted partial withdrawals;

3. the MAV on the date of death; or

4. the 5% variable account floor.

For an example of how each death benefit is calculated, see Appendix D.

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IF YOU DIE BEFORE YOUR RETIREMENT DATE
When paying the beneficiary, we will process the death claim on the valuation date our death claim requirements are fulfilled. We will determine the contract’s value using the accumulation unit value we calculate on that valuation date. We pay interest, if any, at a rate no less than required by law. We will mail payment to the beneficiary within seven days after our death claim requirements are fulfilled.

Nonqualified annuities
If your spouse is sole beneficiary and you die before the retirement date, your spouse may keep the contract as owner with the contract value equal to the death benefit that would otherwise have been paid. To do this your spouse must give us written instructions to continue the contract as owner. There will be no withdrawal charges on the contract from that point forward unless additional purchase payments are made. If you elected any optional contract features or riders, your spouse and the new annuitant (if applicable) will be subject to all limitations and/or restrictions of those features or riders just as if they were purchasing a new contract. The Income Assurer Benefit and Benefit Protector Plus riders, if selected, will terminate. The Accumulation Protector Benefit, the Guarantor Withdrawal Benefit for Life rider and the Guarantor Withdrawal Benefit riders, if selected, will continue. Continuance of the Benefit Protector rider is optional. (See “Optional Benefits.”)

If your beneficiary is not your spouse, we will pay the beneficiary in a single sum unless you give us other written instructions. Generally, we must fully distribute the death benefit within five years of your death. However, the beneficiary may receive payouts under any annuity payout plan available under this contract if:

•	the beneficiary asks us in writing within 60 days after the day on which all documents have been received that prove your death has occurred; and

•	payouts begin no later than one year after your death, or other date as permitted by the IRS; and

•	the payout period does not extend beyond the beneficiary’s life or life expectancy.

Qualified annuities

•	Spouse beneficiary: If you have not elected an annuity payout plan, and if your spouse is the sole beneficiary, your spouse may either elect to treat the contract as his/her own, so long as he or she is eligible to do so, or elect an annuity payout plan or another plan agreed to by us. If your spouse elects a payout option, the payouts must begin no later than the year in which you would have reached age 70 1/2. If you attained age 70 1/2 at the time of death, payouts must begin no later than Dec. 31 of the year following the year of your death.

Your spouse may elect to assume ownership of the contract at any time before annuity payouts begin. If your spouse elects to assume ownership of the contract, the contract value will be equal to the death benefit that would otherwise have been paid. There will be no withdrawal charges on the contract from that point forward unless additional purchase payments are made. If you elected any optional contract features or riders, your spouse and the new annuitant (if applicable) will be subject to all limitations and/or restrictions of those features or riders just as if they were purchasing a new contract. The Income Assurer Benefit and the Benefit Protector Plus riders, if selected, will terminate. The Accumulation Protector Benefit rider, the Guarantor Withdrawal Benefit for Life and Guarantor Withdrawal Benefit riders, if selected, will continue. Continuance of the Benefit Protector is optional. (See “Optional Benefits.”)

•	Non-spouse beneficiary: If you have not elected an annuity payout plan, and if death occurs prior to the year you would have attained age 70 1/2, the beneficiary may elect to receive payouts from the contract over a five year period. If your beneficiary does not elect a five year payout or if your death occurs after attaining age 70 1/2, we will pay the beneficiary in a single sum unless the beneficiary elects to receive payouts under any payout plan available under this contract if:

•	the beneficiary asks us in writing within 60 days after the day on which all documents have been received that prove your death has occurred; and

•	payouts begin no later than one year following the year of your death; and

•	the payout period does not extend beyond the beneficiary’s life or life expectancy.

If a beneficiary elects an alternative payment plan which is an inherited IRA, all optional death benefits and living benefits will terminate. In the event of your beneficiary’s death, their beneficiary can elect to take a lump sum payment or to continue the alternative payment plan following the schedule of minimum withdrawals established based on the life expectancy of your beneficiary.

•	Annuity payout plan: If you elect an annuity payout plan which guarantees payouts to a beneficiary after your death, the payouts to your beneficiary will continue pursuant to the annuity payout plan you elect.

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Optional Benefits

OPTIONAL LIVING BENEFITS
The assets held in our general account support the guarantees under your contract, including optional death benefits and optional living benefits. To the extent that we are required to pay you amounts in addition to your contract value under these benefits, such amounts will come from our general account assets. You should be aware that our general account is exposed to the risks normally associated with a portfolio of fixed-income securities, including interest rate, option, liquidity and credit risk. You should also be aware that we issue other types of insurance and financial products as well, and we also pay our obligations under these products from assets in our general account. Our general account is not segregated or insulated from the claims of our creditors. The financial statements contained in the SAI include a further discussion of the risks inherent within the investments of the general account.

ACCUMULATION PROTECTOR BENEFIT RIDER
The Accumulation Protector Benefit rider is an optional benefit that you may select for an additional charge. The Accumulation Protector Benefit rider may provide a guaranteed contract value at the end of the specified waiting period on the benefit date, but not until then, under the following circumstances:

On the benefit date, if:	Then your Accumulation Protector Benefit rider benefit is:
The Minimum Contract Accumulation Value (defined below) as determined under the Accumulation Protector Benefit rider is greater than your contract value,	The contract value is increased on the benefit date to equal the Minimum Contract Accumulation Value as determined under the Accumulation Protector Benefit rider on the benefit date.
The contract value is equal to or greater than the Minimum Contract Accumulation Value as determined under the Accumulation Protector Benefit rider,	Zero; in this case, the Accumulation Protector Benefit rider ends without value and no benefit is payable.

If the contract value falls to zero as the result of adverse market performance or the deduction of fees and/or charges at any time during the waiting period and before the benefit date, the contract and all riders, including the Accumulation Protector Benefit rider will terminate without value and no benefits will be paid. Exception: If you are still living on the benefit date, we will pay you an amount equal to the Minimum Contract Accumulation Value as determined under the Accumulation Protector Benefit rider on the valuation date your contract value reached zero.

If this rider is available in your state, you may elect the Accumulation Protector Benefit rider at the time you purchase your contract and the rider effective date will be the contract issue date. The Accumulation Protector Benefit rider may not be terminated once you have elected it except as described in the “Terminating the Rider” section below. An additional charge for the Accumulation Protector Benefit rider will be assessed annually during the waiting period. The rider ends when the waiting period expires and no further benefit will be payable and no further fees for the rider will be deducted.
After the waiting period, you have the following options:

•	Continue your contract;

•	Take partial withdrawals or make a full withdrawal; or

•	Annuitize your contract.

The Accumulation Protector Benefit rider may not be purchased with the optional Guarantor Withdrawal Benefit for Life or the Guarantor Withdrawal Benefit riders or any Income Assurer Benefit rider.

The Accumulation Protector Benefit rider may not be available in all states.

You should consider whether an Accumulation Protector Benefit rider is appropriate for you because:

•	you must participate in the PN program and you must be invested in one of the PN program investment options. This requirement limits your choice of investments. This means you will not be able to allocate contract value to all of the subaccounts, GPAs or the one-year fixed account that are available under the contract to contract owners who do not elect this rider;

•	you may not make additional purchase payments to your contract during the waiting period after the first 180 days immediately following the effective date of the Accumulation Protector Benefit rider;

•	if you purchase this annuity as a qualified annuity, for example, an IRA, you may need to take partial withdrawals from your contract to satisfy the minimum distribution requirements of the Code (see “Taxes — Qualified Annuities — Required Minimum Distributions”). Partial withdrawals, including those used to satisfy RMDs, will reduce any potential benefit that

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the Accumulation Protector Benefit rider provides. You should consult your tax advisor if you have any questions about the use of this rider in your tax situation;

•	if you think you may withdraw all of your contract value before you have held your contract with this benefit rider attached for 10 years, or you are considering selecting an annuity payout option within 10 years of the effective date of your contract, you should consider whether this optional benefit is right for you. You must hold the contract a minimum of 10 years from the effective date of the Accumulation Protector Benefit rider, which is the length of the waiting period under the Accumulation Protector Benefit rider, in order to receive the benefit, if any, provided by the Accumulation Protector Benefit rider. In some cases, as described below, you may need to hold the contract longer than 10 years in order to qualify for any benefit the Accumulation Protector Benefit rider may provide;

•	the 10 year waiting period under the Accumulation Protector Benefit rider will restart if you exercise the elective step up option (described below) or your surviving spouse exercises the spousal continuation elective step up (described below); and

•	the 10 year waiting period under the Accumulation Protector Benefit rider may be restarted if you elect to change your PN program investment option to one that causes the Accumulation Protector Benefit rider charge to increase (see “Charges”).

Be sure to discuss with your investment professional whether a Accumulation Protector Benefit rider is appropriate for your situation.

Here are some general terms that are used to describe the operation of the Accumulation Protector Benefit:

Benefit Date: This is the first valuation date immediately following the expiration of the waiting period.

Minimum Contract Accumulation Value (MCAV): An amount calculated under the Accumulation Protector Benefit rider. The contract value will be increased to equal the MCAV on the benefit date if the contract value on the benefit date is less than the MCAV on the benefit date.

Adjustments for Partial Withdrawals: The adjustment made for each partial withdrawal from the contract is equal to the amount derived from multiplying (a) and (b) where:

(a)	is 1 minus the ratio of the contract value on the date of (but immediately after) the partial withdrawal to the contract value on the date of (but immediately prior to) the partial withdrawal; and

(b)	is the MCAV on the date of (but immediately prior to) the partial withdrawal.

Waiting Period: The waiting period for the rider is 10 years.

We reserve the right to restart the waiting period on the latest contract anniversary if you change your PN program investment option (or change from a PN program model portfolio to a fund of funds) after we have exercised our rights to increase the rider charge for new contract owners, or if you change your asset allocation investment option after we have exercised our rights to charge a separate charge for each model.

Your initial MCAV is equal to your initial purchase payment and any purchase payment credit. It is increased by the amount of any subsequent purchase payments and any purchase payment credits received within the first 180 days that the rider is effective. It is reduced by adjustments for any partial withdrawals made during the waiting period.

Automatic Step Up
On each contract anniversary after the effective date of the rider, the MCAV will be set to the greater of:

1. 80% of the contract value on the contract anniversary; or

2. the MCAV immediately prior to the automatic step up.

The automatic step up does not create contract value, guarantee the performance of any investment option, or provide a benefit that can be withdrawn or paid upon death. Rather, the automatic step up is an interim calculation used to arrive at the final MCAV, which is used to determine whether a benefit will be paid under the rider on the benefit date.

The automatic step up of the MCAV does not restart the waiting period or increase the charge (although the total fee for the rider may increase).

Elective Step Up Option
Within thirty days following each contract anniversary after the rider effective date, but prior to the benefit date, you may notify us in writing that you wish to exercise the annual elective step up option. You may exercise this elective step up option only once per contract year during this 30 day period. If your contract value on the valuation date we receive your written request to step up is greater than the MCAV on that date, your MCAV will increase to 100% of that contract value.

We may increase the fee for your rider (see “Charges — Accumulation Protector Benefit Rider Charge”). The revised fee would apply to your rider if you exercise the annual elective step up, your MCAV is increased as a result, and the revised fee

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is higher than your annual rider fee before the elective step up. Elective step ups will also result in a restart of the waiting period as of the most recent contract anniversary.

The elective step up does not create contract value, guarantee the performance of any investment option, or provide a benefit that can be withdrawn or paid upon death. Rather, the elective step up is an interim calculation used to arrive at the final MCAV, which is used to determine whether a benefit will be paid under the rider on the benefit date.

The elective step up option is not available to non-spouse beneficiaries that continue the contract during the waiting period.

Spousal Continuation
If a spouse chooses to continue the contract under the spousal continuation provision, the rider will continue as part of the contract. Once, within the thirty days following the date of spousal continuation, the spouse may choose to exercise an elective step up. The spousal continuation elective step up is in addition to the annual elective step up. If the contract value on the valuation date we receive the written request to exercise this option is greater than the MCAV on that date, we will increase the MCAV to that contract value. If the MCAV is increased as a result of the elective step up and we have increased the charge for the Accumulation Protector Benefit rider, the spouse will pay the charge that is in effect on the valuation date we receive their written request to step up. In addition, the waiting period will restart as of the most recent contract anniversary.

Terminating the Rider
The rider will terminate under the following conditions:

The rider will terminate before the benefit date without paying a benefit on the date:

•	you take a full withdrawal; or

•	annuitization begins; or

•	the contract terminates as a result of the death benefit being paid.

The rider will terminate on the benefit date.

For an example, see Appendix E.

GUARANTOR WITHDRAWAL BENEFIT FOR LIFE RIDER
The Guarantor Withdrawal Benefit for Life rider is an optional benefit that you may select for an additional annual charge if(1):

•	your contract application was signed on or after May 1, 2006;

•	the rider is available in your state; and

•	you and the annuitant are 80 or younger on the date the contract is issued.

(1)	The Guarantor Withdrawal Benefit for Life rider is not available under an inherited qualified annuity.

You must elect the Guarantor Withdrawal Benefit for Life rider when you purchase your contract. The rider effective date will be the contract issue date.

The Guarantor Withdrawal Benefit for Life rider guarantees that you will be able to withdraw up to a certain amount each year from the contract, regardless of the investment performance of your contract before the annuity payments begin, until you have recovered at minimum all of your purchase payments. And, under certain limited circumstances defined in the rider, you have the right to take a specified amount of partial withdrawals in each contract year until death (see “At Death” heading below) — even if the contract value is zero.

Your contract provides for annuity payouts to begin on the retirement date (see “Buying Your Contract — The Retirement Date”). Before the retirement date, you have the right to withdraw some or all of your contract value, less applicable administrative, withdrawal and rider charges imposed under the contract at the time of the withdrawal (see “Making the Most of Your Contract — Withdrawals”). Because your contract value will fluctuate depending on the performance of the underlying funds in which the subaccounts invest, the contract itself does not guarantee that you will be able to take a certain withdrawal amount each year before the annuity payouts begin, nor does it guarantee the length of time over which such withdrawals can be made before the annuity payouts begin.

The Guarantor Withdrawal Benefit for Life rider may be appropriate for you if you intend to make periodic withdrawals from your annuity contract and do not intend to elect an annuity payout before the annuity payouts begin and wish to ensure that market performance will not adversely affect your ability to withdraw your principal over time.

Under the terms of the Guarantor Withdrawal Benefit for Life rider, the calculation of the amount which can be withdrawn in each contract year varies depending on several factors, including but not limited to the waiting period (see “Waiting period” heading below) and whether or not the lifetime withdrawal benefit has become effective:

(1)	The basic withdrawal benefit gives you the right to take limited partial withdrawals in each contract year and guarantees that over time will total an amount equal to, at minimum, your purchase payments. Key terms associated with the basic

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withdrawal benefit are “Guaranteed Benefit Payment (GBP),” “Remaining Benefit Payment (RBP),” “Guaranteed Benefit Amount (GBA),” and “Remaining Benefit Amount (RBA).” See these headings below for more information.

(2)	The lifetime withdrawal benefit gives you the right, under certain limited circumstances defined in the rider, to take limited partial withdrawals until the later of death (see “At Death” heading below) or until the RBA (under the basic withdrawal benefit) is reduced to zero. Key terms associated with the lifetime withdrawal benefit are “Annual Lifetime Payment (ALP),” “Remaining Annual Lifetime Payment (RALP),” “Covered Person,” and “Annual Lifetime Payment Attained Age (ALPAA).” See these headings below for more information.

Only the basic withdrawal benefit will be in effect prior to the date that the lifetime withdrawal benefit becomes effective. The lifetime withdrawal benefit becomes effective automatically on the rider anniversary date after the covered person reaches age 65, or the rider effective date if the covered person is age 65 or older on the rider effective date (see “Annual Lifetime Payment Attained Age (ALPAA)” heading below).

Provided annuity payouts have not begun, the Guarantor Withdrawal Benefit for Life rider guarantees that you may take the following partial withdrawal amounts each contract year:

•	After the waiting period and before the establishment of the ALP, the rider guarantees that each year you can cumulatively withdraw an amount equal to the GBP;

•	During the waiting period and before the establishment of the ALP, the rider guarantees that each year you can cumulatively withdraw an amount equal to the value of the RBP at the beginning of the contract year;

•	After the waiting period and after the establishment of the ALP, the rider guarantees that each year you have the option to cumulatively withdraw an amount equal the ALP or the GBP, but the rider does not guarantee withdrawals of the sum of both the ALP and the GBP in a contract year;

•	During the waiting period and after the establishment of the ALP, the rider guarantees that each year you have the option to cumulatively withdraw an amount equal to the value of the RALP or the RBP at the beginning of the contract year, but the rider does not guarantee withdrawals of the sum of both the RALP and the RBP in a contract year;

If you withdraw less than the allowed partial withdrawal amount in a contract year, the unused portion cannot be carried over to the next contract year. As long as your partial withdrawals in each contract year do not exceed the annual partial withdrawal amount allowed under the rider, and there has not been a contract ownership change or spousal continuation of the contract, the guaranteed amounts available for partial withdrawals are protected (i.e., will not decrease).

If you withdraw more than the allowed partial withdrawal amount in a contract year, we call this an “excess withdrawal” under the rider. Excess withdrawals trigger an adjustment of a benefit’s guaranteed amount, which may cause it to be reduced (see “GBA Excess Withdrawal Processing,” “RBA Excess Withdrawal Processing,” and “ALP Excess Withdrawal Processing” headings below). Please note that each of the two benefits has its own definition of the allowed annual withdrawal amount. Therefore a partial withdrawal may be considered an excess withdrawal for purposes of the lifetime withdrawal benefit only, the basic withdrawal benefit only, or both.

If your withdrawals exceed the greater of the RBP or the RALP, withdrawal charges under the terms of the contract may apply (see “Charges — Withdrawal Charges”). The amount we actually deduct from your contract value will be the amount you request plus any applicable withdrawal charge. Market value adjustments, if applicable, will also be made (see “Guarantee Period Accounts (GPAs) — Market Value Adjustment”). We pay you the amount you request. Any partial withdrawals you take under the contract will reduce the value of the death benefits (see “Benefits in Case of Death”). Upon full withdrawal of the contract, you will receive the remaining contract value less any applicable charges (see “Making the Most of Your Contract — Withdrawals”).

The rider’s guaranteed amounts can be increased at the specified intervals if your contract value has increased. An annual step up feature is available at each contract anniversary, subject to certain conditions, and may be applied automatically to your contract or may require you to elect the step up (see “Annual Step Up” heading below). If you exercise the annual step up election, the spousal continuation step up election (see “Spousal Continuation Step Up” heading below) or change your Portfolio Navigator model portfolio, the rider charge may change (see “Charges”).

If you take withdrawals during the waiting period, any prior steps ups applied will be reversed and step ups will not be available until the end of the waiting period. You may take withdrawals after the waiting period without reversal of prior step ups.

You should consider whether the Guarantor Withdrawal Benefit for Life rider is appropriate for you because:

•	Lifetime Withdrawal Benefit Limitations: The lifetime withdrawal benefit is subject to certain limitations, including but not limited to:

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(a)	Once the contract value equals zero, payments are made for as long as the oldest owner or annuitant is living (see “If Contract Value Reduces to Zero” heading below). However, if the contract value is greater than zero, the lifetime withdrawal benefit terminates at the first death of any owner or annuitant except as otherwise provided below (see “At Death” heading below). Therefore, if there are multiple contract owners or the annuitant is not an owner, the rider may terminate or the lifetime withdrawal benefit may be reduced. This possibility may present itself when:

(i)	There are multiple contract owners — when one of the contract owners dies the benefit terminates even though other contract owners are still living (except if the contract is continued under the spousal continuation provision of the contract); or

(ii)	The owner and the annuitant are not the same persons — if the annuitant dies before the owner, the benefit terminates even though the owner is still living. This is could happen, for example, when the owner is younger than the annuitant. This risk increases as the age difference between owner and annuitant increases.

(b)	Excess withdrawals can reduce the ALP to zero even though the GBA, RBA, GBP and/or RBP values are greater than zero. If the both the ALP and the contract value are zero, the lifetime withdrawal benefit will terminate.

(c)	When the lifetime withdrawal benefit is first established, the initial ALP is based on the basic withdrawal benefit’s RBA at that time (see “Annual Lifetime Payment (ALP)” heading below) unless there has been a spousal continuation or ownership change. Any withdrawal you take before the ALP is established reduces the RBA and therefore may result in a lower amount of lifetime withdrawals you are allowed to take.

(d)	Withdrawals can reduce both the contract value and the RBA to zero prior to the establishment of the ALP. If this happens, the contract and the Guarantor Withdrawal Benefit for Life rider will terminate.

•	Use of Portfolio Navigator Program Required: You must be invested in one of the available PN program investment options of the PN program. This requirement limits your choice of investments. This means you will not be able to allocate contract value to all of the subaccounts, GPAs or the one-year fixed account that are available under the contract to contract owners who do not elect this rider. (See “Making the Most of Your Contract — Asset Allocation Program.”) You may allocate qualifying purchase payments and any purchase payment credits to the DCA fixed account, when available, and we will make monthly transfers into the PN program investment option you have chosen. Subject to state restrictions, we reserve the right to limit the number of investment options from which you can select based on the dollar amount of purchase payments you make.

•	Tax Considerations for Nonqualified Annuities: Under current federal income tax law, withdrawals under nonqualified annuities, including partial withdrawals taken from the contract under the terms of this rider, are treated less favorably than amounts received as annuity payments under the contract (see “Taxes — Nonqualified Annuities”). Withdrawals are taxable income to the extent of earnings. Withdrawals of earnings before age 59 1/2 may incur a 10% IRS early withdrawal penalty and may be considered taxable income. You should consult your tax advisor before you select this optional rider if you have any questions about the use of this rider in your tax situation.

•	Tax Considerations for Qualified Annuities: Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract (see “Taxes — Qualified Annuities — Required Minimum Distributions”). If you have a qualified annuity, you may need to take an RMD that exceeds the specified amount of withdrawal available under the rider. Partial withdrawals in any contract year that exceed the guaranteed amount available for withdrawal may reduce future benefits guaranteed under the rider. While the rider permits certain excess withdrawals to be made for the purpose of satisfying RMD requirements for this contract alone without reducing future benefits guaranteed under the rider, there can be no guarantee that changes in the federal income tax law after the effective date of the rider will not require a larger RMD to be taken, in which case, future guaranteed withdrawals under the rider could be reduced. For additional information, see Appendix G. Additionally, RMD rules follow the calendar year which most likely does not coincide with your contract year and therefore may limit when you can take your RMD and not be subject to excess withdrawal processing. You should consult your tax advisor before you select this optional rider if you have any questions about the use of this rider in your tax situation.

•	Limitations on TSAs: Your right to take withdrawals is restricted if your contract is TSA (see “TSA — Special Provisions”). Therefore, the Guarantor Withdrawal Benefit for Life rider may be of limited value to you. You should consult your tax advisor before you select this optional rider if you have any questions about the use of this rider in your tax situation.

•	Limitations on Purchase Payments: We reserve the right to limit the cumulative amount of purchase payments, subject to state restrictions. For current purchase payment restrictions, please see “Buying Your Contract — Purchase Payments”.

•	Limitations on Purchase of Other Riders under this Contract: If you select the Guarantor Withdrawal Benefit for Life rider, you may not elect an Income Assurer Benefit rider or the Accumulation Protector Benefit rider.

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•	Non-Cancelable: Once elected, the Guarantor Withdrawal Benefit for Life rider may not be cancelled and the fee will continue to be deducted until the contract is terminated, the contract value reduces to zero (described below) or annuity payouts begin.

•	Interaction with Total Free Amount (TFA) contract provision: The TFA is the amount you are allowed to withdraw from the contract in each contract year without incurring a withdrawal charge (see “Charges — Withdrawal Charge”). The TFA may be greater than the RBP or RALP under this rider. Any amount you withdraw under the contract’s TFA provision that exceeds the RBP or RALP is subject to the excess withdrawal procedures described below for the GBA, RBA and ALP.

For an example see Appendix F.

Key terms and provisions of the Guarantor Withdrawal Benefit for Life rider are described below:
Partial Withdrawals: A withdrawal of an amount that does not result in a full withdrawal of the contract. The partial withdrawal amount is a gross amount and will include any withdrawal charge and any market value adjustment.

Waiting period: The period of time starting on the rider effective date during which the annual step up is not available if you take withdrawals. The current waiting period is three years.

Guaranteed Benefit Amount (GBA): The total cumulative amount available for partial withdrawals over the life of the rider under the basic withdrawal benefit. The maximum GBA is $5,000,000. The GBA cannot be withdrawn and is not payable as a death benefit. Rather, the GBA is an interim value used to calculate the amount available for withdrawals each year under the basic withdrawal benefit (see “Guaranteed Benefit Payment” below). At any time, the total GBA is the sum of the individual GBAs associated with each purchase payment.

The GBA is determined at the following times, calculated as described:

•	At contract issue — the GBA is equal to the initial purchase payment.

•	When you make additional purchase payments — each additional purchase payment has its own GBA equal to the amount of the purchase payment.

•	At step up — (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

•	When an individual RBA is reduced to zero — the GBA that is associated with that RBA will also be set to zero.

•	When you make a partial withdrawal during the waiting period and after a step up — Any prior annual step ups will be reversed. Step up reversal means that the GBA associated with each purchase payment will be reset to the amount of that purchase payment. The step up reversal will only happen once during the waiting period, when the first partial withdrawal is made.

•	When you make a partial withdrawal at any time and the amount withdrawn is:

(a)	less than or equal to the total RBP — the GBA remains unchanged. If there have been multiple purchase payments, both the total GBA and each payment’s GBA remain unchanged.

(b)	is greater than the total RBP — GBA excess withdrawal processing will be applied to the GBA. If the partial withdrawal is made during the waiting period, the excess withdrawal processing is applied AFTER any previously applied annual step ups have been reversed.

GBA EXCESS WITHDRAWAL PROCESSING
The total GBA will automatically be reset to the lesser of (a) the total GBA immediately prior to the withdrawal; or (b) the contract value immediately following the withdrawal. If there have been multiple purchase payments, each payment’s GBA after the withdrawal will be reset to equal that payment’s RBA after the withdrawal plus (a) times (b), where:

(a)	is the ratio of the total GBA after the withdrawal less the total RBA after the withdrawal to the total GBA before the withdrawal less the total RBA after the withdrawal; and

(b)	is each payment’s GBA before the withdrawal less that payment’s RBA after the withdrawal.

Remaining Benefit Amount (RBA): Each withdrawal you make reduces the amount that is guaranteed by this rider as future withdrawals. At any point in time, the RBA equals the amount of GBA that remains available for withdrawals for the remainder of the contract’s life, and total RBA is the sum of the individual RBAs associated with each purchase payment. The maximum RBA is $5,000,000.

The RBA is determined at the following times, calculated as described:

•	At contract issue — the RBA is equal to the initial purchase payment.

•	When you make additional purchase payments — each additional purchase payment has its own RBA initially set equal that payment’s GBA to (the amount of the purchase payment).

•	At step up — (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

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•	When you make a partial withdrawal during the waiting period and after a step up — Any prior annual step ups will be reversed. Step up reversal means that the RBA associated with each purchase payment will be reset to the amount of that purchase payment. The step up reversal will only happen once during the waiting period, when the first partial withdrawal is made.

•	When you make a partial withdrawal at any time and the amount withdrawn is:

(a)	less than or equal to the total RBP — the total RBA is reduced by the amount of the withdrawal. If there have been multiple purchase payments, each payment’s RBA is reduced in proportion to its RBP.

(b)	is greater than the total RBP — RBA excess withdrawal processing will be applied to the RBA. If the partial withdrawal is made during the waiting period, the excess withdrawal processing is applied AFTER any previously applied annual step ups have been reversed.

RBA EXCESS WITHDRAWAL PROCESSING
The total RBA will automatically be reset to the lesser of (a) the contract value immediately following the withdrawal, or (b) the total RBA immediately prior to the withdrawal, less the amount of the withdrawal.

If there have been multiple purchase payments, both the total RBA and each payment’s RBA will be reset. The total RBA will be reset according to the excess withdrawal processing described above. Each payment’s RBA will be reset in the following manner:

1.	The withdrawal amount up to the total RBP is taken out of each RBA bucket in proportion to its individual RBP at the time of the withdrawal; and

2.	The withdrawal amount above the total RBP and any amount determined by the excess withdrawal processing are taken out of each RBA bucket in proportion to its RBA at the time of the withdrawal.

Guaranteed Benefit Payment (GBP): At any time, the amount available for partial withdrawals in each contract year after the waiting period, until the RBA is reduced to zero, under the basic withdrawal benefit. At any point in time, each purchase payment has its own GBP, which is equal to the lesser of that payment’s RBA or 7% of that payment’s GBA, and the total GBP is the sum of the individual GBPs.

During the waiting period, the guaranteed annual withdrawal amount may be less than the GBP due to the limitations the waiting period imposes on your ability to utilize both annual step-ups and withdrawals (see “Waiting Period” heading above). The guaranteed annual withdrawal amount during the waiting period is equal to the value of the RBP at the beginning of the contract year.

The GBP is determined at the following times, calculated as described:

•	At contract issue — the GBP is established as 7% of the GBA value.

•	At each contract anniversary — each payment’s GBP is reset to the lesser of that payment’s RBA or 7% of that payment’s GBA value.

•	When you make additional purchase payments — each additional purchase payment has its own GBP equal to 7% of the purchase payment amount.

•	At step up — (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

•	When an individual RBA is reduced to zero — the GBP associated with that RBA will also be reset to zero.

•	When you make a partial withdrawal during the waiting period and after a step up — Any prior annual step ups will be reversed. Step up reversal means that the GBA and the RBA associated with each purchase payment will be reset to the amount of that purchase payment. Each payment’s GBP will be reset to 7% of that purchase payment. The step up reversal will only happen once during the waiting period, when the first partial withdrawal is made.

•	When you make a partial withdrawal at any time and the amount withdrawn is:

(a)	less than or equal to the total RBP — the GBP remains unchanged.

(b)	is greater than the total RBP — each payment’s GBP is reset to the lesser of that payment’s RBA or 7% of that payment’s GBA value, based on the RBA and GBA after the withdrawal. If the partial withdrawal is made during the waiting period, the excess withdrawal processing is applied AFTER any previously applied annual step ups have been reversed.

Remaining Benefit Payment (RBP): The amount available for partial withdrawals for the remainder of the contract year under the basic withdrawal benefit. At any point in time, the total RBP is the sum of the RBPs for each purchase payment. During the waiting period, when the guaranteed amount maybe less than the GBP, the value of the RBP at the beginning of the contract year will be that amount that is actually guaranteed each contract year.

RIVERSOURCE INNOVATIONS CLASSIC SELECT VARIABLE ANNUITY — PROSPECTUS 59

The RBP is determined at the following times, calculated as described:

•	At the beginning of each contract year during the waiting period and prior to any withdrawal — the RBP for each purchase payment is set equal to that purchase payment multiplied by 7%.

•	At the beginning of any other contract year — the RBP for each purchase payment is set equal to that purchase payment’s GBP.

•	When you make additional purchase payments — each additional purchase payment has its own RBP equal to that payment’s GBP.

•	At step up — (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

•	At spousal continuation — (see “Spousal Option to Continue the Contract” heading below).

•	When an individual RBA is reduced to zero — the RBP associated with that RBA will also be reset to zero.

•	When you make any partial withdrawal — the total RBP is reset to equal the total RBP immediately prior to the partial withdrawal less the amount of the partial withdrawal, but not less than zero. If there have been multiple purchase payments, each payment’s RBP is reduced proportionately. If you withdraw an amount greater than the RBP, GBA excess withdrawal processing and RBA excess withdrawal processing are applied and the amount available for future partial withdrawals for the remainder of the contract’s life may be reduced by more than the amount of withdrawal. When determining if a withdrawal will result in the excess withdrawal processing, the applicable RBP will not yet reflect the amount of the current withdrawal.

Covered Person: The person whose life is used to determine when the ALP is established, and the duration of the ALP payments. The covered person is the oldest contract owner or annuitant. The covered person may change during the contract’s life if there is a spousal continuation or a change of contract ownership. If the covered person changes, we recompute the benefits guaranteed by the rider, based on the life of the new covered person, which may reduce the amount of the lifetime withdrawal benefit.

Annual Lifetime Payment Attained Age (ALPAA): The covered person’s age after which time the lifetime benefit can be established. Currently, the lifetime benefit can be established on the later of the contract effective date or the contract anniversary date on/following the date the covered person reaches age 65.

Annual Lifetime Payment (ALP): Once established, the ALP at any time is the amount available for withdrawals in each contract year after the waiting period until the later of death (see “At Death” heading below), or the RBA is reduced to zero, under the lifetime withdrawal benefit. The maximum ALP is $300,000. Prior to establishment of the ALP, the lifetime withdrawal benefit is not in effect and the ALP is zero.

During the waiting period, the guaranteed annual lifetime withdrawal amount may be less than the ALP due to the limitations the waiting period imposes on your ability to utilize both annual step-ups and withdrawals (see “Waiting Period” heading above). The guaranteed annual lifetime withdrawal amount during the waiting period is equal to the value of the RALP at the beginning of the contract year.

The ALP is determined at the following times:

•	The later of the contract effective date or the contract anniversary date on/following the date the covered person reaches age 65 — the ALP is established as 6% of the total RBA.

•	When you make additional purchase payments — each additional purchase payment increases the ALP by 6% of the amount of the purchase payment.

•	At step ups — (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

•	At contract ownership change — (see “Spousal Option to Continue the Contract” and “Contract Ownership Change” headings below).

•	When you make a partial withdrawal during the waiting period and after a step up — Any prior annual step ups will be reversed. Step up reversal means that the ALP will be reset to equal total purchase payments multiplied by 6%. The step up reversal will only happen once during the waiting period, when the first partial withdrawal is made.

•	When you make a partial withdrawal at any time and the amount withdrawn is:

(a)	less than or equal to the RALP — the ALP remains unchanged.

(b)	is greater than the RALP — ALP excess withdrawal processing will be applied to the ALP. If the partial withdrawal is made during the waiting period, the excess withdrawal processing are applied AFTER any previously applied annual step ups have been reversed.

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ALP EXCESS WITHDRAWAL PROCESSING
The ALP is reset to the lesser of the ALP immediately prior to the withdrawal, or 6% of the contract value immediately following the withdrawal.

Remaining Annual Lifetime Payment (RALP): The amount available for partial withdrawals for the remainder of the contract year under the lifetime withdrawal benefit. During the waiting period, when the guaranteed annual withdrawal amount may be less than the ALP, the value of the RALP at the beginning of the contract year will be the amount that is actually guaranteed each contract year. Prior to establishment of the ALP, the lifetime withdrawal benefit is not in effect and the RALP is zero.

The RALP is determined at the following times:

•	The later of the contract effective date or the contract anniversary date following the date the covered person reaches age 65, and:

(a)	During the waiting period and prior to any withdrawals — the RALP is established equal to 6% of purchase payments.

(b)	At any other time — the RALP is established equal to the ALP.

•	At the beginning of each contract year during the waiting period and prior to any withdrawals — the RALP is set equal to the total purchase payments, multiplied by 6%.

•	At the beginning of any other contract year — the RALP is set equal to ALP.

•	When you make additional purchase payments — each additional purchase payment increases the RALP by 6% of the amount of the purchase payment.

•	At step ups — (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

•	When you make any partial withdrawal — the RALP equals the RALP immediately prior to the partial withdrawal less the amount of the partial withdrawal, but not less than zero. If you withdraw an amount greater than the RALP, ALP excess withdrawal processing is applied and the amount available for future partial withdrawals for the remainder of the contract’s life may be reduced by more than the amount of withdrawal. When determining if a withdrawal will result in excess withdrawal processing, the applicable RALP will not yet reflect the amount of the current withdrawal.

Required Minimum Distributions (RMD): If you are taking RMDs from this contract and the RMD calculated separately for this contract is greater than the RBP or the RALP on the most recent contract anniversary, the portion of the RMD that exceeds the RBP or RALP will not be subject to excess withdrawal processing provided that the following conditions are met:

•	The RMD is the life expectancy RMD for this contract alone, and

•	The RMD amount is based on the requirements of section 401(a)(9), related Code provisions and regulations thereunder that were in effect on the effective date of this rider.

Withdrawal amounts greater than the RBP or RALP on the contract anniversary date that do not meet these conditions will result in excess withdrawal processing as described above.

See Appendix G for additional information.

Step Up Date: The date any step up becomes effective, and depends on the type of step up being applied (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

Annual Step Up: Beginning with the first contract anniversary, an increase of the GBA, RBA, GBP, RBP, ALP, and/or RALP values may be available. A step up does not create contract value, guarantee the performance of any investment option, or provide a benefit that can be withdrawn or paid upon death. Rather, a step up determines the current values of the GBA, RBA, GBP, RBP, ALP, and RALP, and may extend the payment period or increase the allowable payment.

The annual step up is subject to the following rules:

•	The annual step up is available when the RBA or, if established, the ALP, would increase on the step up date.

•	Only one step up is allowed each contract year.

•	If you take any withdrawals during the waiting period, any previously applied step ups will be reversed and the Annual step up will not be available until the end of the waiting period.

•	If the application of the step up does not increase the rider charge, the annual step up will be automatically applied to your contract, and the step up date is the contract anniversary date.

•	If the application of the step up would increase the rider charge, the annual step up is not automatically applied. Instead, you have the option to step up for 30 days after the contract anniversary. If you exercise the elective annual step up option, you will pay the rider charge in effect on the step up date. If you wish to exercise the elective annual step up option, we must receive a request from you or your investment professional. The step up date is the date we receive your request to step up. If your request is received after the close of business, the step up date will be the next valuation day.

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•	The ALP and RALP are not eligible for step ups until they are established. Prior to being established, the ALP and RALP values are both zero.

•	Please note it is possible for the ALP and RALP to step up even if the RBA or GBA do not step up, and it is also possible for the RBA and GBA to step up even if the ALP or RALP do not step up.

The annual step up resets the GBA, RBA, GBP, RBP, ALP and RALP values as follows:

•	The total RBA will be reset to the greater of the total RBA immediately prior to the step up date or the contract value on the step up date.

•	The total GBA will be reset to the greater of the total GBA immediately prior to the step up date or the contract value on the step up date.

•	The total GBP will be reset using the calculation as described above based on the increased GBA and RBA.

•	The total RBP will be reset as follows:

(a)	During the waiting period and prior to any withdrawals, the RBP will not be affected by the step up.

(b)	At any other time, the RBP will be reset as the increased GBP less all prior withdrawals made in the current contract year, but never less than zero.

•	The ALP will be reset to the greater of the ALP immediately prior to the step up date or 6% of the contract value on the step up date.

•	The RALP will be reset as follows:

(a)	During the waiting period and prior to any withdrawals, the RALP will not be affected by the step up.

(b)	At any other time, the RALP will be reset as the increased ALP less all prior withdrawals made in the current contract year, but never less than zero.

Spousal Option to Continue the Contract: If a surviving spouse elects to continue the contract, the Guarantor Withdrawal Benefit for Life® rider also continues. When the spouse elects to continue the contract, any remaining waiting period is cancelled; the covered person will be re-determined and is the covered person referred to below; and the GBA, RBA, GBP, RBP, ALP and RALP values are affected as follows:

•	The GBA, RBA, and GBP values remain unchanged.

•	The RBP is automatically reset to the GBP less all prior withdrawals made in the current contract year, but not less than zero.

•	If the ALP has not yet been established and the new covered person has not yet reached age 65 as of the date of continuation — the ALP will be established on the contract anniversary following the date the covered person reaches age 65 as the lesser of the RBA or the contract anniversary value, multiplied by 6%. The RALP will be established on the same date equal to the ALP.

•	If the ALP has not yet been established but the new covered person is age 65 or older as of the date of continuation — the ALP will be established on the date of continuation as the lesser of the RBA or the contract value, multiplied by 6%. The RALP will be established on the same date in an amount equal to the ALP less all prior partial withdrawals made in the current contract year, but will never be less than zero.

•	If the ALP has been established but the new covered person has not yet reached age 65 as of the date of continuation — the ALP and RALP will be automatically reset to zero for the period of time beginning with the date of continuation and ending with the contract anniversary following the date the covered person reaches age 65. At the end of this time period, the ALP will be reset to the lesser of the RBA or the anniversary contract value, multiplied by 6%, and the RALP will be reset to equal the ALP.

•	If the ALP has been established and the new covered person is age 65 or older as of the date of continuation — the ALP will be automatically reset to the lesser of the current ALP or 6% of the contract value on the date of continuation. The RALP will be reset to the ALP less all prior withdrawals made in the current contract year, but not less than zero.

Please note that the lifetime withdrawal benefit amount may be reduced as a result of the spousal continuation.

Spousal Continuation Step Up: If a surviving spouse elects to continue the contract, another elective step up option becomes available. To exercise the step up, the spouse or the spouse’s investment professional must submit a request within 30 days of the date of continuation. The step up date is the date we receive the spouse’s request to step up. If the request is received after the close of business, the step up date will be the next valuation day. The GBA, RBA, GBP, RBP, ALP and RALP will be reset in the same fashion as the annual step up.

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The spousal continuation step up is subject to the following rules:

•	If the spousal continuation step up option is exercised and we have increased the charge for the rider, the spouse will pay the charge that is in effect on the step up date.

It is our current administrative practice to process the spousal continuation step up as described in the next paragraph; however, we reserve the right to discontinue our administrative practice and will give you 30 days’ written notice of any such change.

At the time of spousal continuation, a step-up may be available. All annual step-up rules (see “Annual Step-Up” heading above), other than those that apply to the waiting period, also apply to the spousal continuation step-up. If the spousal continuation step-up is processed automatically, the step-up date is the valuation date spousal continuation is effective. If not, the spouse must elect the step up and must do so within 30 days of the spousal continuation date. If the spouse elects the spousal continuation step up, the step-up date is the valuation date we receive the spouse’s written request to step-up if we receive the request by the close of business on that day, otherwise the next valuation date.

If Contract Value Reduces to Zero: If the contract value reduces to zero and the total RBA remains greater than zero, you will be paid in the following scenarios:

1)	The ALP has not yet been established and the contract value is reduced to zero for any reason other than full withdrawal of the contract. In this scenario, you can choose to:

(a)	receive the remaining schedule of GBPs until the RBA equals zero; or

(b)	wait until the rider anniversary on/following the date the covered person reaches age 65, and then receive the ALP annually until the latter of (i) the death of the covered person, or (ii) the RBA is reduced to zero.

We will notify you of this option. If no election is made, the ALP will be paid.

2)	The ALP has been established and the contract value reduces to zero as a result of fees or charges, or a withdrawal that is less than or equal to both the RBP and the RALP. In this scenario, you can choose to receive:

(a)	the remaining schedule of GBPs until the RBA equals zero; or

(b)	the ALP annually until the latter of (i) the death of the covered person, or (ii) the RBA is reduced to zero. We will notify you of this option. If no election is made, the ALP will be paid.

3)	The ALP has been established and the contract value falls to zero as a result of a withdrawal that is greater than the RALP but less than or equal to the RBP. In this scenario, the remaining schedule of GBPs will be paid until the RBA equals zero.

4)	The ALP has been established and the contract value falls to zero as a result of a partial withdrawal that is greater than the RBP but less than or equal to the RALP. In this scenario, the ALP will be paid annually until the death of the covered person.

Under any of these scenarios:

•	The annualized amounts will be paid to you in the frequency you elect. You may elect a frequency offered by us at the time payments begin. Available payment frequencies will be no less frequent than annually;

•	We will no longer accept additional purchase payments;

•	You will no longer be charged for the rider;

•	Any attached death benefit riders will terminate; and

•	The death benefit becomes the remaining payments, if any, until the RBA is reduced to zero.

The Guarantor Withdrawal Benefit for Life® rider and the contract will terminate under either of the following two scenarios:

•	If the contract value falls to zero as a result of a withdrawal that is greater than both the RALP and the RBP. This is full withdrawal of the contract.

•	If the contract value falls to zero as a result of a withdrawal that is greater than the RALP but less than or equal to the RBP, and the total RBA is reduced to zero.

At Death: If the contract value is greater than zero when the death benefit becomes payable, the beneficiary may elect to take the death benefit as a lump sum under the terms of the contract (see “Benefits in Case of Death”) or the annuity payout option (see “Guaranteed Withdrawal Benefit Annuity Payout Option” heading below).

If the contract value equals zero and the death benefit becomes payable, the following will occur:

•	If the RBA is greater than zero and the owner has been receiving the GBP each year, the GBP will continue to be paid to the beneficiary until the RBA equals zero.

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•	If the covered person dies and the RBA is greater than zero and the owner has been receiving the ALP each year, the ALP will continue to be paid to the beneficiary until the RBA equals zero.

•	If the covered person is still alive and the RBA is greater than zero and the owner has been receiving the ALP each year, the ALP will continue to be paid to the beneficiary until the later of the death of the covered person or the RBA equals zero.

•	If the covered person is still alive and the RBA equals zero and the owner has been receiving the ALP each year, the ALP will continue to be paid to the beneficiary until the death of the covered person.

•	If the covered person dies and the RBA equals zero, the benefit terminates. No further payments will be made.

Contract Ownership Change: If the contract changes ownership (see “Changing Ownership”), the covered person will be redetermined and is the covered person referred to below. The GBA, RBA, GBP, RBP values will remain unchanged. The ALP and RALP will be reset as follows. Our current administrative practice is to only reset the ALP and RALP if the covered person changes due to the ownership change.

•	If the ALP has not yet been established and the new covered person has not yet reached age 65 as of the ownership change date — the ALP and the RALP will be established on the contract anniversary following the date the covered person reaches age 65. The ALP will be set equal to the lesser of the RBA or the anniversary contract value, multiplied by 6%. If the anniversary date occurs during the waiting period and prior to a withdrawal, the RALP will be set to the lesser of the ALP or total purchase payments multiplied by 6%. If the anniversary date occurs at any other time, the RALP will be set to the ALP.

•	If the ALP has not yet been established but the new covered person is age 65 or older as of the ownership change date — the ALP and the RALP will be established on the ownership change date. The ALP will be set equal to the lesser of the RBA or the contract value, multiplied by 6%. If the ownership change date occurs during the waiting period and prior to a withdrawal, the RALP will be set equal to the lesser of the ALP or total purchase payments multiplied by 6%. If the ownership change date occurs at any other time, the RALP will be set equal to the ALP less all prior withdrawals made in the current contract year but not less than zero.

•	If the ALP has been established but the new covered person has not yet reached age 65 as of the ownership change date — the ALP and the RALP will be reset to zero for the period of time beginning with the ownership change date and ending with the contract anniversary following the date the covered person reaches age 65. At the end of this time period, the ALP will be reset to the lesser of the RBA or the anniversary contract value, multiplied by 6%. If the time period ends during the waiting period and prior to any withdrawals, the RALP will be reset to the lesser of the ALP or total purchase payments multiplied by 6%. If the time period ends at any other time, the RALP will be reset to the ALP.

•	If the ALP has been established and the new covered person is age 65 or older as of the ownership change date — the ALP and the RALP will be reset on the ownership change date. The ALP will be reset to the lesser of the current ALP or 6% of the contract value. If the ownership change date occurs during the waiting period and prior to a withdrawal, the RALP will be reset to the lesser of the ALP or total purchase payments multiplied by 6%. If the ownership change date occurs at any other time, the RALP will be reset to the ALP less all prior withdrawals made in the current contract year but not less than zero.

Please note that the lifetime withdrawal benefit amount may be reduced as a result of the ownership change.

Guaranteed Withdrawal Benefit Annuity Payout Option: Several annuity payout plans are available under the contract. As an alternative to these annuity payout plans, a fixed annuity payout option is available under the Guarantor Withdrawal Benefit for Life® rider.

Under this option the amount payable each year will be equal to the remaining schedule of GBPs, but the total amount paid over the life of the annuity will not exceed the current total RBA at the time you begin this fixed annuity payout option. These annualized amounts will be paid in the frequency that you elect. The frequencies will be among those offered by us at that time but will be no less frequent than annually. If, at the death of the owner, total payouts have been made for less than the RBA, the remaining payouts will be paid to the beneficiary (see “The Annuity Payout Period” and “Taxes”).

This option may not be available if the contract is issued to qualify under Section 403 or 408 of the Code, as amended. For such contracts, this option will be available only if the guaranteed payment period is less than the life expectancy of the owner at the time the option becomes effective. Such life expectancy will be computed under the mortality table we then use to determine current life annuity purchase rates under the contract to which this rider is attached.

This annuity payout option may also be elected by the beneficiary of a contract as a settlement option.

Whenever multiple beneficiaries are designated under the contract, each such beneficiary’s share of the proceeds if they elect this option will be in proportion to their applicable designated beneficiary percentage. Beneficiaries of nonqualified contracts

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may elect this settlement option subject to the distribution requirements of the contract. We reserve the right to adjust the future schedule of GBPs if necessary to comply with the Code.

RIDER TERMINATION
The Guarantor Withdrawal Benefit for Life rider cannot be terminated either by you or us except as follows:

1.	Annuity payouts under an annuity payout plan will terminate the rider.

2.	Termination of the contract for any reason will terminate the rider.

GUARANTOR WITHDRAWAL BENEFIT RIDER
The Guarantor Withdrawal Benefit rider is an optional benefit that you may select for an additional annual charge if (1):

•	you purchase your contract on or after May 1, 2006(2) in those states where the Guarantor Withdrawal Benefit for Life rider is not available(3);

•	you and the annuitant are 79 or younger on the date the contract is issued.

(1)	The Guarantor Withdrawal Benefit is not available under an inherited qualified annuity.
(2)	The disclosures in this section also apply to contract owners with contract applications signed on or after April 29, 2005. In previous disclosures, we have referred to this rider as Rider A. We also offered an earlier version of this rider, previously referred to as Rider B. See Appendix H for information regarding Rider B which is no longer offered. See the rider attached to your contract for the actual terms of the benefit you purchased.
(3)	Ask your investment professional if this rider is available in your state.

You must elect the Guarantor Withdrawal Benefit rider when you purchase your contract (original rider). This benefit may not be available in your state. The original rider you receive at contract issue offers an elective annual step-up and any withdrawal after a step up during the first three years is considered an excess withdrawal, as described below. The rider effective date of the original rider is the contract issue date.

We will offer you the option of replacing the original rider with a new Guarantor Withdrawal Benefit (enhanced rider), if available in your state. The enhanced rider offers an automatic annual step-up and a withdrawal after a step up during the first three years is not necessarily an excess withdrawal, as described below. The effective date of the enhanced rider will be the contract issue date except for the automatic step-up which will apply to contract anniversaries that occur after you accept the enhanced rider. The descriptions below apply to both the original and enhanced riders unless otherwise noted.

The Guarantor Withdrawal Benefit initially provides a guaranteed minimum withdrawal benefit that gives you the right to take limited partial withdrawals in each contract year that over time will total an amount equal to your purchase payments plus any purchase payment credits. Certain withdrawals and step ups, as described below, can cause the initial guaranteed withdrawal benefit to change. The guarantee remains in effect if your partial withdrawals in a contract year do not exceed the allowed amount. As long as your withdrawals in each contract year do not exceed the allowed amount, you will not be assessed a withdrawal charge. Under the original rider, the allowed amount is the Guaranteed Benefit Payment (GBP — the amount you may withdraw under the terms of the rider in each contract year, subject to certain restrictions prior to the third contract anniversary, as described below). Under the enhanced rider, the allowed amount is equal to 7% of purchase payments and purchase payment credits for the first three years, and the GBP in all other years.

If you withdraw an amount greater than the allowed amount in a contract year, we call this an “excess withdrawal” under the rider. If you make an excess withdrawal under the rider:

•	withdrawal charges, if applicable, will apply only to the amount of the withdrawal that exceeds the allowed amount;

•	the guaranteed benefit amount will be adjusted as described below; and

•	the remaining benefit amount will be adjusted as described below.

For a partial withdrawal that is subject to a withdrawal charge, the amount we actually deduct from your contract value will be the amount you request plus any applicable withdrawal charge (see “Charges — Withdrawal Charge”). Market value adjustments, if applicable, will also be made (see “Guarantee Period Accounts (GPAs) — Market Value Adjustment”). We pay you the amount you request. Any partial withdrawals you take under the contract will reduce the value of the death benefits (see “Benefits in Case of Death”). Upon full withdrawal of the contract, you will receive the remaining contract value less any applicable charges (see “Withdrawals”).

Once elected, the Guarantor Withdrawal Benefit rider may not be cancelled and the fee will continue to be deducted until the contract is terminated, the contract value reduces to zero (described below) or annuity payouts begin. If you select the Guarantor Withdrawal Benefit rider, you may not select an Income Assurer Benefit rider or the Accumulation Protector Benefit rider. If you exercise the annual step up election (see “Elective Step Up” and “Annual Step Up” below), the special spousal continuation step up election (see “Spousal Continuation and Special Spousal Continuation Step Up” below) or change your Portfolio Navigator model portfolio, the rider charge may change (see “Charges”).

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You should consider whether the Guarantor Withdrawal Benefit is appropriate for you because:

•	Use of Portfolio Navigator Program Required: You must participate in the PN program if you purchase a contract on or after May 1, 2006 with this rider (see “Making the Most of Your Contract — Portfolio Navigator Program”). If you selected this Guarantor Withdrawal Benefit rider before May 1, 2006, you must participate in the asset allocation program (see “Making the Most of Your Contract — Asset Allocation Program”), however, you may have elected to participate in the PN program after May 1, 2006. The program and the asset allocation program limit your choice of investments. This means you will not be able to allocate contract value to all of the subaccounts, GPAs or the one-year fixed account that are available under the contract to contract owners who do not elect this rider. You may allocate qualifying purchase payments and any purchase payment credits to the DCA fixed account, when available, and we will make monthly transfers into the investment option you have chosen;

•	Tax Considerations for Non-Qualified Annuities: Withdrawals before age 59 1/2 may incur a 10% IRS early withdrawal penalty and may be considered taxable income;

•	Tax Considerations for Qualified Annuities: Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract (see “Taxes — Qualified Annuities — Required Minimum Distributions”). If you have a qualified annuity, you may need to take an RMD. If you make a withdrawal in any contract year to satisfy an RMD, this may constitute an excess withdrawal, as defined below, and the excess withdrawal procedures described below will apply. Under the terms of the enhanced rider, we allow you to satisfy the RMD based on the life expectancy RMD for your contract and the requirements of the Code and regulations in effect when you purchase your contract, without the withdrawal being treated as an excess withdrawal. It is our current administrative practice to make the same accommodation under the original rider, however, we reserve the right to discontinue our administrative practice and will give you 30 days’ written notice of any such change. See Appendix I for additional information. Please note that RMD rules follow the calendar year which most likely does not coincide with your contract year and therefore may limit when you can take your RMD and not be subject to excess withdrawal processing. You should consult your tax advisor before you select this optional rider if you have any questions about the use of this rider in your tax situation;

•	Limitations on TSAs: Your right to take withdrawals is restricted if your contract is a TSA (see “TSA — Special Provisions”). Therefore, the Guarantor Withdrawal Benefit rider may be of limited value to you. You should consult your tax advisor before you select this optional rider if you have any questions about the use of this rider in your tax situation;

•	Limitations on Purchase Payments: We reserve the right to limit the cumulative amount of purchase payments. For current purchase payment restrictions, please see “Buying Your Contract — Purchase Payments”.

•	Interaction with the Total Free Amount (TFA) contract provision: The TFA is the amount you are allowed to withdraw in each contract year without incurring a withdrawal charge (see “Charges — Withdrawal Charge”). The TFA may be greater than GBP under this rider. Any amount you withdraw under the contract’s TFA provision that exceeds the GBP is subject to the excess withdrawal procedures for the GBA and RBA described below.

The terms “Guaranteed Benefit Amount” and “Remaining Benefit Amount” are described below. Each is used in the operation of the GBP, the RBP, the elective step up, the annual step up, the special spousal continuation step up and the Guarantor Withdrawal Benefit annuity payout option.

Guaranteed Benefit Amount
The Guaranteed Benefit Amount (GBA) is equal to the initial purchase payment, plus any purchase payment credits, adjusted for subsequent purchase payments, any purchase payment credits, partial withdrawals in excess of the GBP, and step ups. The maximum GBA is $5,000,000.

The GBA is determined at the following times:

•	At contract issue — the GBA is equal to the initial purchase payment, plus any purchase payment credit;

•	When you make additional purchase payments — each additional purchase payment plus any purchase payment credit has its own GBA equal to the amount of the purchase payment plus any purchase payment credit. The total GBA when an additional purchase payment and purchase payment credit are added is the sum of the individual GBAs immediately prior to the receipt of the additional purchase payment, plus the GBA associated with the additional purchase payment;

•	At step up — (see “Elective Step Up” and “Annual Step Up” headings below).

•	When you make a partial withdrawal:

a)	and all of your withdrawals in the current contract year, including the current withdrawal, are less than or equal to the GBP — the GBA remains unchanged. If the partial withdrawal is taken during the first three years, the GBA and the GBP are calculated after the reversal of any prior step ups;

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b)	and all of your withdrawals in the current contract year, including the current withdrawal, are greater than the GBP — the following excess withdrawal procedure will be applied to the GBA. If the partial withdrawal is taken during the first three years, the GBA and the GBP are calculated after the reversal of any prior step ups:

c)	under the original rider in a contract year after a step up but before the third contract anniversary — the following excess withdrawal procedure will be applied to the GBA. If the partial withdrawal is taken during the first three years, the GBA and the GBP are calculated after the reversal of any prior step ups:

GBA EXCESS WITHDRAWAL PROCEDURE
The total GBA will automatically be reset to the lesser of (a) the total GBA immediately prior to the withdrawal; or (b) the contract value immediately following the withdrawal. If there have been multiple purchase payments, each payment’s GBA after the withdrawal will be reset to equal that payment’s RBA after the withdrawal plus (a) times (b), where:

(a)	is the ratio of the total GBA after the withdrawal less the total RBA after the withdrawal to the total GBA before the withdrawal less the total RBA after the withdrawal; and

(b)	is each payment’s GBA before the withdrawal less that payment’s RBA after the withdrawal.

Remaining Benefit Amount
The remaining benefit amount (RBA) at any point is the total guaranteed amount available for future partial withdrawals. The maximum RBA is $5,000,000.

The RBA is determined at the following times:

•	At contract issue — the RBA is equal to the initial purchase payment plus any purchase payment credit;

•	When you make additional purchase payments — each additional purchase payment plus any purchase payment credit has its own RBA equal to the amount of the purchase payment plus any purchase payment credit. The total RBA when an additional purchase payment and purchase payment credit are added is the sum of the individual RBAs immediately prior to the receipt of the additional purchase payment, plus the RBA associated with the additional payment;

•	At step up — (see “Elective Step Up” and “Annual Step Up” headings below).

•	When you make a partial withdrawal:

a)	and all of your withdrawals in the current contract year, including the current withdrawal, are less than or equal to the GBP — the RBA becomes the RBA immediately prior to the partial withdrawal, less the partial withdrawal. If the partial withdrawal is taken during the first three years, the RBA and the GBP are calculated after the reversal of any prior step ups;

b)	and all of your withdrawals in the current contract year, including the current withdrawal, are greater than the GBP — the following excess withdrawal procedure will be applied to the RBA. If the partial withdrawal is taken during the first three years, the RBA and the GBP are calculated after the reversal of any prior step ups;

c)	under the original rider after a step up but before the third contract anniversary — the following excess withdrawal procedure will be applied to the RBA. If the partial withdrawal is taken during the first three years, the RBA and the GBP are calculated after the reversal of any prior step ups;

RBA EXCESS WITHDRAWAL PROCEDURE
The RBA will automatically be reset to the lesser of (a) the contract value immediately following the withdrawal, or (b) the RBA immediately prior to the withdrawal, less the amount of the withdrawal.

If there have been multiple purchase payments, any reduction of the RBA will be taken out of each payment’s RBA in the following manner:

The withdrawal amount up to the remaining benefit payment (defined below) is taken out of each RBA bucket in proportion to its remaining benefit payment at the time of the withdrawal; and the withdrawal amount above the remaining benefit payment and any amount determined by the excess withdrawal procedure are taken out of each RBA bucket in proportion to its RBA at the time of the withdrawal.

Guaranteed Benefit Payment
Under the original rider, the GBP is the amount you may withdraw under the terms of the rider in each contract year, subject to certain restrictions prior to the third anniversary (see “Elective Step Up” above). The GBP is equal to 7% of the GBA.

Under the enhanced rider, the GBP is the withdrawal amount that you are entitled to take each contract year after the third anniversary until the RBA is depleted. The GBP is the lesser of (a) 7% of the GBA; or (b) the RBA.

Under both the original and enhanced riders, if you withdraw less than the GBP in a contract year, there is no carry over to the next contract year.

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Remaining Benefit Payment
Under the original rider, at the beginning of each contract year, the remaining benefit payment (RBP) is set as the lesser of (a) the GBP, or (b) the RBA.

Under the enhanced rider, at the beginning of each contract year, during the first three years and prior to any withdrawal, the RBP for each purchase payment is set equal to that purchase payment plus any purchase payment credit, multiplied by 7%. At the beginning of any other contract year, each individual RBP is set equal to each individual GBP.

Each additional purchase payment has its own RBP established equal to that payment’s GBP. The total RBP is equal to the sum of the individual RBPs.

Whenever a partial withdrawal is made, the RBP equals the RBP immediately prior to the partial withdrawal less the amount of the partial withdrawal, but not less than zero.

Elective Step Up (under the original rider only)
You have the option to increase the RBA, the GBA, the GBP and the RBP beginning with the first contract anniversary. An annual elective step up option is available for 30 days after the contract anniversary. The elective step up option allows you to step up the remaining benefit amount and guaranteed benefit amount to the contract value on the valuation date we receive your written request to step up.

The elective step up is subject to the following rules:

•	If you do not take any withdrawals during the first three contract years, you may step up annually beginning with the first contract anniversary;

•	If you take any withdrawals during the first three contract years, the annual elective step up will not be available until the third contract anniversary;

•	If you step up on the first or second contract anniversary but then take a withdrawal prior to the third contract anniversary, you will lose any prior step ups and the withdrawal will be considered an excess withdrawal subject to the GBA and RBA excess withdrawal procedures discussed under the “Guaranteed Benefit Amount” and “Remaining Benefit Amount” headings above; and

•	You may take withdrawals on or after the third contract anniversary without reversal of previous step ups.

You may only step up if your contract value on the valuation date we receive your written request to step up is greater than the RBA. The elective step up will be determined as follows:

•	The effective date of the elective step up is the valuation date we receive your written request to step up.

•	The RBA will be increased to an amount equal to the contract value on the valuation date we receive your written request to step up.

•	The GBA will be increased to an amount equal to the greater of (a) the GBA immediately prior to the elective step up; or (b) the contract value on the valuation date we receive your written request to step up.

•	The GBP will be increased to an amount equal to the greater of (a) the GBP immediately prior to the elective step up; or (b) 7% of the GBA after the elective step up.

•	The RBP will be increased to the lesser of (a) the RBA after the elective step up; or (b) the GBP after the elective step up less any withdrawals made during that contract year.

You may elect a step up only once each contract year within 30 days after the contract anniversary. Once a step up has been elected, another step up may not be elected until the next contract anniversary.

Annual Step Up (under the enhanced rider only)
Beginning with the first contract anniversary after you accept the enhanced rider, an increase of the RBA, the GBA, the GBP and the RBP may be available. A step up does not create contract value, guarantee performance of any investment options, or provide a benefit that can be withdrawn or paid upon death. Rather, a step up determines the current values of the GBA, RBA, GBP, and RBP, and may extend the payment period or increase allowable payment.

The annual step up is subject to the following rules:

•	The annual step up is available when the RBA would increase on the step up date. The applicable step up date depends on whether the annual step up is applied on an automatic or elective basis.

•	If the application of the step does not increase the rider charge, the annual step up will be automatically applied to your contract and the step up date is the contract anniversary date.

•	If the application of the step up would increase the rider charge, the annual step up is not automatically applied. Instead, you have the option to step up for 30 days after the contract anniversary. If you exercise the elective annual step up option, you will pay the rider charge in effect on the step up date. If you wish to exercise the elective annual step up option, we

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must receive a request from you or your investment professional. The step up date is the date we receive your request to step up. If your request is received after the close of business, the step up date will be the next valuation day.

•	Only one step up is allowed each contract year.

•	If you take any withdrawals during the first three contract years, any previously applied step ups will be reversed and the annual step up will not be available until the third contract anniversary;

•	You may take withdrawals on or after the third contract anniversary without reversal of previous step ups.

The annual step up will be determined as follows:

•	The RBA will be increased to an amount equal to the contract value on the step up date.

•	The GBA will be increased to an amount equal to the greater of (a) the GBA immediately prior to the annual step up; or (b) the contract value on the step up date.

•	The GBP will be calculated as described earlier, but based on the increased GBA and RBA.

•	The RBP will be reset as follows:

(a)	Prior to any withdrawals during the first three years, the RBP will not be affected by the step up.

(b)	At any other time, the RBP will be reset as the increased GBP less all prior withdrawals made during the current contract year, but never less than zero.

Spousal Continuation and Special Spousal Continuation Step Up
If a surviving spouse elects to continue the contract, this rider also continues. The spousal continuation step up is in addition to the elective step up or the annual step up. When a spouse elects to continue the contract, any rider feature processing particular to the first three years of the contract as described in this prospectus no longer applies. The GBA, RBA and GBP values remain unchanged. The RBP is automatically reset to the GBP less all prior withdrawals made in the current contract year, but not less than zero.

A surviving spouse may elect a spousal continuation step up by written request within 30 days following the spouse’s election to continue the contract. This step up may be made even if withdrawals have been taken under the contract during the first three years. Under this step up, the RBA will be reset to the greater of the RBA or the contract value on the valuation date we receive the spouse’s written request to step up; the GBA will be reset to the greater of the GBA or the contract value on the same valuation date. If a spousal continuation step up is elected and we have increased the charge for the rider for new contract owners, the spouse will pay the charge that is in effect on the valuation date we receive the written request to step up.

It is our current administrative practice to process the spousal continuation step up as described in the next paragraph; however, we reserve the right to discontinue our administrative practice and will give you 30 days’ written notice of any such change.

At the time of spousal continuation, a step-up may be available. All annual step-up rules (see “Annual Step-Up” heading above), other than those that apply to the waiting period, also apply to the spousal continuation step-up. If the spousal continuation step-up is processed automatically, the step-up date is the valuation date spousal continuation is effective. If not, the spouse must elect the step up and must do so within 30 days of the spousal continuation date. If the spouse elects the spousal continuation step up, the step-up date is the valuation date we receive the spouse’s written request to step-up if we receive the request by the close of business on that day, otherwise the next valuation date.

Guaranteed Withdrawal Benefit Annuity Payout Option
Several annuity payout plans are available under the contract. As an alternative to these annuity payout plans, a fixed annuity payout option is available under the Guarantor Withdrawal Benefit.

Under this option the amount payable each year will be equal to the remaining schedule of GBPs, but the total amount paid over the life of the annuity will not exceed the current total RBA at the time you begin this fixed annuity option. These annualized amounts will be paid in the frequency that you elect. The frequencies will be among those offered by us at that time but will be no less frequent than annually. If, at the death of the owner, total payments have been made for less than the RBA, the remaining payments will be paid to the beneficiary (see “The Annuity Payout Period” and “Taxes”).

This annuity payout option may also be elected by the beneficiary of a contract as a settlement option. Whenever multiple beneficiaries are designated under the contract, each such beneficiary’s share of the proceeds if they elect this option will be in proportion to their applicable designated beneficiary percentage. Beneficiaries of nonqualified contracts may elect this settlement option subject to the distribution requirements of the contract. We reserve the right to adjust the remaining schedule of GBPs if necessary to comply with the Code.

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If Contract Value Reduces to Zero
If the contract value reduces to zero and the RBA remains greater than zero, the following will occur:

•	you will be paid according to the annuity payout option described above;

•	we will no longer accept additional purchase payments;

•	you will no longer be charged for the rider;

•	any attached death benefit riders will terminate; and

•	the death benefit becomes the remaining payments under the annuity payout option described above.

If the contract value falls to zero and the RBA is depleted, the Guarantor Withdrawal Benefit rider and the contract will terminate.

For an example, see Appendix J.

INCOME ASSURER BENEFIT RIDERS
There are three optional Income Assurer Benefit riders available under your contract:

•	Income Assurer Benefit – MAV;

•	Income Assurer Benefit – 5% Accumulation Benefit Base; or

•	Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base.

The Income Assurer Benefit riders are intended to provide you with a guaranteed minimum income regardless of the volatility inherent in the investments in the subaccounts. The riders benchmark the contract growth at each anniversary against several comparison values and set the guaranteed income benefit base (described below) equal to the largest value. The guaranteed income benefit base, less any applicable premium tax, is the value we apply to the guaranteed annuity purchase rates stated in Table B of the contract to calculate the minimum annuity payouts you will receive if you exercise the rider. If the guaranteed income benefit base is greater than the contract value, the guaranteed income benefit base may provide a higher annuity payout level than is otherwise available. However, the riders use guaranteed annuity purchase rates which may result in annuity payouts that are less than those using the annuity purchase rates that we may apply at annuitization under the standard contract provisions. Therefore, the level of income provided by the riders may be less than the contract otherwise provides. If the annuity payouts through the standard contract provisions are more favorable than the payouts available through the riders, you will receive the higher standard payout option. The guaranteed income benefit base does not create contract value or guarantee the performance of any investment option.

The general information in this section applies to each Income Assurer Benefit rider. This section is followed by a description of each specific Income Assurer Benefit rider and how it is calculated.

You should consider whether an Income Assurer Benefit rider is appropriate for you because:

•	you must participate in the Portfolio Navigator program if you purchase a contract on or after May 1, 2006 with this rider (see “Making the Most of Your Contract — Portfolio Navigator Asset Allocation Program”). If you selected this rider before May 1, 2006, you must participate in the asset allocation program (see “Making the Most of Your Contract — Asset Allocation Program”), however, you may elect to participate in the Portfolio Navigator program after May 1, 2006. The Portfolio Navigator program and the asset allocation program limit your choice of subaccounts, the one-year fixed account and GPAs (if available), to those that are in the investment option you select. This means you will not be able to allocate contract value to all of the subaccounts, GPAs or the one-year fixed account that are available under the contract to other contract owners who do not elect this rider;

•	if you are purchasing the contract as a qualified annuity, such as an IRA, and you are planning to begin annuity payouts after the date on which minimum distributions required by the Code must begin, you should consider whether an Income Assurer Benefit is appropriate for you (see “Taxes — Qualified Annuities — Required Minimum Distributions”). Partial withdrawals you take from the contract, including those used to satisfy RMDs, will reduce the guaranteed income benefit base (defined below), which in turn may reduce or eliminate the amount of any annuity payouts available under the rider. Consult a tax advisor before you purchase any Income Assurer Benefit rider with a qualified annuity;

•	you must hold the Income Assurer Benefit for 10 years unless you elect to terminate the rider within 30 days following the first anniversary after the effective date of the rider;

•	the 10-year waiting period may be restarted if you elect to change the PN program investment option to one that causes the rider charge to increase (see “Charges — Income Assurer Benefit”);

•	the Income Assurer Benefit rider terminates* 30 days following the contract anniversary after the annuitant’s 86th birthday; and

•	you can only exercise the Income Assurer Benefit within 30 days after a contract anniversary following the expiration of the 10-year waiting period.

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*	The rider and annual fee terminate 30 days following the contract anniversary after the annuitant’s 86th birthday, however, if you exercise the Income Assurer Benefit rider before this time, your benefits will continue according to the annuity payout plan you have selected.

If the Income Assurer Benefit rider is available in your state and the annuitant is 75 or younger at contract issue, you may choose this optional benefit at the time you purchase your contract for an additional charge. The amount of the charge is determined by the Income Assurer Benefit you select (see “Charges — Income Assurer Benefit Rider Fee”). The effective date of the rider will be the contract issue date. The Guarantor Withdrawal Benefit for Life, the Guarantor Withdrawal Benefit and the Accumulation Protector Benefit riders are not available with any Income Assurer Benefit rider. If the annuitant is between age 73 and age 75 at contract issue, you should consider whether an Income Assurer Benefit rider is appropriate for your situation because of the 10-year waiting period requirement. Be sure to discuss with your investment professional whether an Income Assurer Benefit rider is appropriate for your situation.

Here are some general terms that are used to describe the Income Assurer Benefit riders in the sections below:

Guaranteed Income Benefit Base: The guaranteed income benefit base is the value that will be used to determine minimum annuity payouts when the rider is exercised. It is an amount we calculate, depending on the Income Assurer Benefit rider you choose, that establishes a benefit floor. When the benefit floor amount is greater than the contract value, there may be a higher annuitization payout than if you annuitized your contract without the Income Assurer Benefit. Your annuitization payout will never be less than that provided by your contract value.

Excluded Investment Options: These investment options are listed in your contract under contract data and will include the Columbia Variable Portfolio – Cash Management Fund and, if available under your contract, the GPAs and/or the one-year fixed account. Excluded investment options are not used in the calculation of this riders’ variable account floor for the Income Assurer Benefit – 5% Accumulation Benefit Base and the Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base.

Excluded Payments: These are purchase payments and any purchase payment credits paid in the last five years before exercise of the benefit which we reserve the right to exclude from the calculation of the guaranteed income benefit base.

Proportionate Adjustments for Partial Withdrawals: These are calculated as the product of (a) times (b) where:

(a)	is the ratio of the amount of the partial withdrawal (including any withdrawal charges or MVA) to the contract value on the date of (but prior to) the partial withdrawal; and

(b)	is the benefit on the date of (but prior to) the partial withdrawal.

Protected Investment Options: All investment options available under this contract that are not defined as excluded investment options under contract data are known as protected investment options for purposes of this rider and are used in the calculation of the variable account floor for the Income Assurer Benefit – 5% Accumulation Benefit Base and the Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base.

Waiting Period: This rider can only be exercised after the expiration of a 10-year waiting period. We reserve the right to restart the waiting period if you elect to change your investment option to one that causes the rider charge to increase.

The following are general provisions that apply to each Income Assurer Benefit:

Exercising the Rider
Rider exercise conditions are:

•	you may only exercise the Income Assurer Benefit rider within 30 days after any contract anniversary following the expiration of the waiting period;

•	the annuitant on the retirement date must be between 50 to 86 years old; and

•	you can only take an annuity payment in one of the following annuity payout plans:

Plan A — Life Annuity – No Refund;

Plan B — Life Annuity with Ten or Twenty Years Certain;

Plan D	— Joint and Last Survivor Life Annuity – No Refund;

 — Joint and Last Survivor Life Annuity with Twenty Years Certain; or

Plan E — Twenty Years Certain.

After the expiration of the waiting period, the Income Assurer Benefit rider guarantees a minimum amount of fixed annuity lifetime income during annuitization or the option of variable annuity payouts with a guaranteed minimum initial payout or a combination of the two options.

If your contract value falls to zero as the result of adverse market performance or the deduction of fees and/or charges at any time, the contract and all its riders, including this rider, will terminate without value and no benefits will be paid on account

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of such termination. Exception: if you are still living, and the annuitant is between 50 and 86 years old, an amount equal to the guaranteed income benefit base will be paid to you under the annuity payout plan and frequency that you select, based upon the fixed or variable annuity payouts described above. The guaranteed income benefit base will be calculated and annuitization will occur at the following times.

•	If the contract value falls to zero during the waiting period, the guaranteed income benefit base will be calculated and annuitization will occur on the valuation date after the expiration of the waiting period, or when the annuitant attains age 50 if later.

•	If the contract value falls to zero after the waiting period, the guaranteed income benefit base will be calculated and annuitization will occur immediately, or when the annuitant attains age 50 if later.

Fixed annuity payouts under this rider will occur at the guaranteed annuity purchase rates based on the “2000 Individual Annuitant Mortality Table A” with 100% Projection Scale G and a 2.0% interest rate for contracts purchased on or after May 1, 2006 and if available in your state.(1) These are the same rates used in Table B of the contract (see “The Annuity Payout Period — Annuity Tables”). Your annuity payouts remain fixed for the lifetime of the annuity payout period.

First year variable annuity payouts are calculated in the same manner as fixed annuity payouts. Once calculated, your variable annuity payouts remain unchanged for the first year. After the first year, subsequent annuity payouts are variable and depend on the performance of the subaccounts you select. Variable annuity payouts after the first year are calculated using the following formula:

Pt–1 (1 + i) 1.05	= Pt

Pt–1	= prior annuity payout
Pt	= current annuity payout
i	= annualized subaccount performance

Each subsequent variable annuity payout could be more or less than the previous variable annuity payout if the subaccount investment performance is greater or less than the 5% assumed investment rate. If your subaccount performance equals 5%, your variable annuity payout will be unchanged from the previous variable annuity payout. If your subaccount performance is in excess of 5%, your variable annuity payout will increase from the previous variable annuity payout. If your subaccount investment performance is less than 5%, your variable annuity payout will decrease from the previous variable annuity payout.

(1)	For all other contracts, the guaranteed annuity purchase rates are based on the “1983 Individual Annuitant Mortality Table A” with 100% Projection Scale G and a 2.0% interest rate.

Terminating the Rider
Rider termination conditions are:

•	you may terminate the rider within 30 days following the first anniversary after the effective date of the rider;

•	you may terminate the rider any time after the expiration of the waiting period;

•	the rider will terminate on the date you make a full withdrawal from the contract, or annuitization begins, or on the date that a death benefit is payable; and

•	the rider will terminate* 30 days following the contract anniversary after the annuitant’s 86th birthday.

*	The rider and annual fee terminate 30 days following the contract anniversary after the annuitant’s 86th birthday, however, if you exercise the Income Assurer Benefit® rider before this time, your benefits will continue according to the annuity payout plan you have selected.

You may select one of the Income Assurer Benefit riders described below:

Income Assurer Benefit – MAV
The guaranteed income benefit base for the Income Assurer Benefit® – MAV is the greater of these three values:

1. contract value; or

2.	the total purchase payments and any purchase payment credits made to the contract minus proportionate adjustments for partial withdrawals; or

3. the maximum anniversary value.

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Maximum Anniversary Value (MAV) — is zero prior to the first contract anniversary after the effective date of the rider. On the first contract anniversary after the effective date of the rider, we set the MAV as the greater of these two values:

(a) current contract value; or

(b)	total payments and any purchase payment credits made to the contract minus proportionate adjustments for partial withdrawals.

Thereafter, we increase the MAV by any additional purchase payments and any purchase payment credits and reduce the MAV by proportionate adjustments for partial withdrawals. Every contract anniversary after that prior to the earlier of your or the annuitant’s 81st birthday, we compare the MAV to the current contract value and we reset the MAV to the higher amount.

If we exercise our right to not reflect excluded payments in the calculation of the guaranteed income benefit base, we will calculate the guaranteed income benefit base as the greatest of these three values:

1. contract value less the market value adjusted excluded payments; or

2.	total purchase payments plus purchase payment credits, less excluded payments, less proportionate adjustments for partial withdrawals; or

3. the MAV, less market value adjusted excluded payments.

Market Value Adjusted Excluded Payments are calculated as the sum of each excluded purchase payment and any purchase payment credit multiplied by the ratio of the current contract value over the estimated contract value on the anniversary prior to such purchase payment. The estimated contract value at such anniversary is calculated by assuming that payments, credits, and partial withdrawals occurring in a contract year take place at the beginning of the year for that anniversary and every year after that to the current contract year.

Income Assurer Benefit – 5% Accumulation Benefit Base
The guaranteed income benefit base for the Income Assurer Benefit – 5% Accumulation Benefit Base is the greater of these three values:

1. contract value; or

2.	the total purchase payments and any purchase payment credits made to the contract minus proportionate adjustments for partial withdrawals; or

3. the 5% variable account floor.

5% Variable Account Floor – is equal to the contract value in the excluded investment options plus the variable account floor. The Income Assurer Benefit 5% variable account floor is calculated differently and is not the same value as the death benefit 5% variable account floor.

The variable account floor is zero from the effective date of this rider and until the first contract anniversary after the effective date of this rider. On the first contract anniversary after the effective date of this rider the variable account floor is:

•	the total purchase payments and any purchase payment credits made to the protected investment options minus adjusted partial withdrawals and transfers from the protected investment options; plus

•	an amount equal to 5% of your initial purchase payment and any purchase payment credit allocated to the protected investment options.

On any day after the first contract anniversary following the effective date of this rider, when you allocate additional purchase payments and any purchase payment credits to or withdraw or transfer amounts from the protected investment options, we adjust the variable account floor by adding the additional purchase payment and any purchase payment credit and subtracting adjusted withdrawals and adjusted transfers. On each subsequent contract anniversary after the first anniversary of the effective date of this rider, prior to the earlier of your or the annuitant’s 81st birthday, we increase the variable account floor by adding the amount (“roll-up amount”) equal to 5% of the prior contract anniversary’s variable account floor.

The amount of purchase payment and any purchase payment credits withdrawn from or transferred between the excluded investment options and the protected investment options is calculated as (a) times (b) where:

(a)	is the amount of purchase payment and any purchase payment credits in the investment options being withdrawn or transferred on the date of but prior to the current withdrawal or transfer; and

(b)	is the ratio of the amount of the transfer or withdrawal to the value in the investment options being withdrawn or transferred on the date of (but prior to) the current withdrawal or transfer.

The roll-up amount prior to the first anniversary is zero. Also, the roll-up amount on every anniversary after the earlier of your or the annuitant’s 81st birthday is zero.

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Adjusted withdrawals and adjusted transfers for the variable account floor are equal to the amount of the withdrawal or transfer from the protected investment options as long as the sum of the withdrawals and transfers from the protected investment options in a contract year do not exceed the roll-up amount from the prior contract anniversary.

If the current withdrawal or transfer from the protected investment options plus the sum of all prior withdrawals and transfers made from the protected investment options in the current policy year exceeds the roll-up amount from the prior contract anniversary we will calculate the adjusted withdrawal or adjusted transfer for the variable account floor as the result of (a) plus [(b) times (c)] where:

(a)	is the roll-up amount from the prior contract anniversary less the sum of any withdrawals and transfers made from the protected investment options in the current policy year but prior to the current withdrawal or transfer. However, (a) can not be less than zero; and

(b)	is the variable account floor on the date of (but prior to) the current withdrawal or transfer from the protected investment options less the value from (a); and

(c)	is the ratio of [the amount of the current withdrawal (including any withdrawal charges or MVA) or transfer from the protected investment options less the value from (a)] to [the total in the protected investment options on the date of (but prior to) the current withdrawal or transfer from the protected investment options less the value from (a)].

If we exercise our right to not reflect excluded payments in the calculation of the guaranteed income benefit base, we will calculate the guaranteed income benefit base as the greatest of these three values:

1. contract value less the market value adjusted excluded payments (described above); or

2.	total purchase payments and any purchase payment credits, less excluded payments, less proportionate adjustments for partial withdrawals; or

3. the 5% variable account floor, less 5% adjusted excluded payments.

5% Adjusted Excluded Payments are calculated as the sum of each excluded payment and any credit accumulated at 5% for the number of full contract years they have been in the contract.

Income Assurer Benefit® – Greater of MAV or 5% Accumulation Benefit Base
The guaranteed income benefit base for the Income Assurer Benefitsm – Greater of MAV or 5% Accumulation Benefit Base is the greater of these four values:

1. the contract value;

2.	the total purchase payments and any purchase payment credits made to the contract minus proportionate adjustments for partial withdrawals;

3. the MAV (described above); or

4. the 5% variable account floor (described above).

If we exercise our right to not reflect excluded payments in the calculation of the guaranteed income benefit base, we will calculate the guaranteed income benefit base as the greatest of:

1. contract value less the market value adjusted excluded payments (described above);

2.	total purchase payments and any purchase payment credits, less excluded payments, less proportionate adjustments for partial withdrawals;

3. the MAV, less market value adjusted excluded payments (described above); or

4. the 5% Variable Account Floor, less 5% adjusted excluded payments (described above).

For an example of how benefits under each Income Assurer Benefit are calculated, see Appendix K.

OPTIONAL DEATH BENEFITS

BENEFIT PROTECTOR DEATH BENEFIT RIDER (BENEFIT PROTECTOR)
The Benefit Protector is intended to provide an additional benefit to your beneficiary to help offset expenses after your death such as funeral expenses or federal and state taxes. This is an optional benefit that you may select for an additional annual charge (see “Charges”). The Benefit Protector provides reduced benefits if you or the annuitant are age 70 or older at the rider effective date. The Benefit Protector does not provide any additional benefit before the first rider anniversary.

If this rider is available in your state and both you and the annuitant are age 75 or younger at contract issue, you may choose to add the Benefit Protector to your contract. You must elect the Benefit Protector at the time you purchase your contract and

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your rider effective date will be the contract issue date. You may not select this rider if you select the Benefit Protector Plus rider, the 5% Accumulation Death Benefit or the Enhanced Death Benefit.

Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract (see “Taxes — Qualified Annuities — Required Minimum Distributions”). Since the benefit paid by the rider is determined by the amount of earnings at death, the amount of the benefit paid may be reduced as a result of taking any withdrawals including RMDs. Be sure to discuss with your investment professional and tax advisor whether or not the Benefit Protector is appropriate for your situation.

The Benefit Protector provides that if you or the annuitant die after the first rider anniversary, but before annuity payouts begin, and while this contract is in force, we will pay the beneficiary:

•	the applicable death benefit, plus:

•	40% of your earnings at death if you and the annuitant were under age 70 on the rider effective date, up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old; or

•	15% of your earnings at death if you or the annuitant were age 70 or older on the rider effective date, up to a maximum of 37.5% of purchase payments not previously withdrawn that are one or more years old.

Earnings at death: For purposes of the Benefit Protector and Benefit Protector Plus riders, this is an amount equal to the applicable death benefit minus purchase payments not previously withdrawn. The earnings at death may not be less than zero and may not be more than 250% of the purchase payments not previously withdrawn that are one or more years old.

Terminating the Benefit Protector

•	You may terminate the rider within 30 days of the first rider anniversary.

•	You may terminate the rider within 30 days of any rider anniversary beginning with the seventh rider anniversary.

•	The rider will terminate when you make a full withdrawal from the contract or when annuity payouts begin.

If your spouse is the sole beneficiary and you die before the retirement date, your spouse may keep the contract as owner. Your spouse and the new annuitant will be subject to all the limitations and restrictions of the rider just as if they were purchasing a new contract. If your spouse and the new annuitant do not qualify for the rider on the basis of age we will terminate the rider. If they do qualify for the rider on the basis of age we will set the contract value equal to the death benefit that would otherwise have been paid and we will substitute this new contract value on the date of death for “purchase payments not previously withdrawn” used in calculating earnings at death. Your spouse also has the option of discontinuing the Benefit Protector Death Benefit Rider within 30 days of the date they elect to continue the contract.

For an example, see Appendix L.

BENEFIT PROTECTOR PLUS DEATH BENEFIT RIDER (BENEFIT PROTECTOR PLUS)
The Benefit Protector Plus is intended to provide an additional benefit to your beneficiary to help offset expenses after your death such as funeral expenses or federal and state taxes. This is an optional benefit that you may select for an additional annual charge (see “Charges”). The Benefit Protector Plus provides reduced benefits if you or the annuitant are 70 or older at the rider effective date. It does not provide any additional benefit before the first rider anniversary and it does not provide any benefit beyond what is offered under the Benefit Protector rider during the second rider year. Be sure to discuss with your investment professional whether or not the Benefit Protector Plus is appropriate for your situation.

If this rider is available in your state and both you and the annuitant are 75 or younger at contract issue, you may choose to add the Benefit Protector Plus to your contract. You must elect the Benefit Protector Plus at the time you purchase your contract and your rider effective date will be the contract issue date. This rider is only available for transfers, exchanges or rollovers from another annuity or life insurance policy. You may not select this rider if you select the Benefit Protector Rider, 5% Accumulation Death Benefit or the Enhanced Death Benefit.

Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract (see “Taxes — Qualified Annuities — Required Minimum Distributions”). Since the benefit paid by the rider is determined by the amount of earnings at death, the amount of the benefit paid may be reduced as a result of taking any withdrawals including RMDs. Be sure to discuss with your investment professional and tax advisor whether or not the Benefit Protector Plus is appropriate for your situation.

RIVERSOURCE INNOVATIONS CLASSIC SELECT VARIABLE ANNUITY — PROSPECTUS 75

The Benefit Protector Plus provides that if you or the annuitant die after the first rider anniversary, but before annuity payouts begin, and while this contract is in force, we will pay the beneficiary:

•	the benefits payable under the Benefit Protector described above, plus:

•	a percentage of purchase payments made within 60 days of contract issue not previously withdrawn as follows:

	Percentage if you and the annuitant are	Percentage if you or the annuitant are
Rider year	under age 70 on the rider effective date	70 or older on the rider effective date

One and Two	0%	0%

Three and Four	10%	3.75%

Five or more	20%	7.5%

Another way to describe the benefits payable under the Benefit Protector Plus rider is as follows:

•	the applicable death benefit plus:

	If you and the annuitant are under	If you or the annuitant are age 70
Rider year	age 70 on the rider effective date, add . . .	or older on the rider effective date, add . . .

One	Zero	Zero

Two	40% x earnings at death (see above)	15% x earnings at death

Three and Four	40% x (earnings at death + 25% of initial purchase payment*)	15% x (earnings at death + 25% of initial purchase payment*)

Five or more	40% x (earnings at death + 50% of initial purchase payment*)	15% x (earnings at death + 50% of initial purchase payment*)

*	Initial purchase payments are payments made within 60 days of rider issue not previously withdrawn.

Terminating the Benefit Protector Plus

•	You may terminate the rider within 30 days of the first rider anniversary.

•	You may terminate the rider within 30 days of any rider anniversary beginning with the seventh rider anniversary.

•	The rider will terminate when you make a full withdrawal from the contract or when annuity payouts begin.

If your spouse is sole beneficiary and you die before the retirement date, your spouse may keep the contract as owner with the contract value equal to the death benefit that would otherwise have been paid. We will then terminate the Benefit Protector Plus and substitute the applicable death benefit (see “Benefits in Case of Death”).

For an example, see Appendix M.

The Annuity Payout Period

As owner of the contract, you have the right to decide how and to whom annuity payouts will be made starting at the retirement date. You may select one of the annuity payout plans outlined below, or we may mutually agree on other payout arrangements. We do not deduct any withdrawal charges under the payout plans listed below, except under annuity payout Plan E.

You also decide whether we will make annuity payouts on a fixed or variable basis, or a combination of fixed and variable. The amount available to purchase payouts under the plan you select is the contract value on your retirement date after any rider charges have been deducted, plus any positive or negative MVA (less any applicable premium tax). Additionally, we currently allow you to use part of the amount available to purchase payouts, leaving any remaining contract value to accumulate on a tax-deferred basis. If you select a variable annuity payout, we reserve the right to limit the number of subaccounts in which you may invest. The GPAs and the DCA fixed account are not available during this payout period.

Amounts of fixed and variable payouts depend on:

•	the annuity payout plan you select;

•	the annuitant’s age and, in most cases, sex;

•	the annuity table in the contract; and

•	the amounts you allocated to the accounts at settlement.

In addition, for variable annuity payouts only, amounts depend on the investment performance of the subaccounts you select. These payouts will vary from month to month because the performance of the funds will fluctuate. (In the case of fixed annuities, payouts remain the same from month to month.)

For information with respect to transfers between accounts after annuity payouts begin (see “Making the Most of Your Contract — Transfer policies”).

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ANNUITY TABLES
The annuity tables in your contract (Table A and Table B) show the amount of the monthly payout for each $1,000 of contract value according to the age and, when applicable, the annuitant’s sex. (Where required by law, we will use a unisex table of settlement rates.)

Table A shows the amount of the first monthly variable annuity payout assuming that the contract value is invested at the beginning of the annuity payout period and earns a 5% rate of return, which is reinvested and helps to support future payouts. If you ask us at least 30 days before the retirement date, we will substitute an annuity table based on an assumed 3.5% investment rate for the 5% Table A in the contract. The assumed investment rate affects both the amount of the first payout and the extent to which subsequent payouts increase or decrease. For example, annuity payouts will increase if the investment return is above the assumed investment rate and payouts will decrease if the return is below the assumed investment rate. Using a 5% assumed interest rate results in a higher initial payout, but later payouts will increase more slowly when annuity unit values rise and decrease more rapidly when they decline.

Table B shows the minimum amount of each fixed annuity payout. We declare current payout rates that we use in determining the actual amount of your fixed annuity payout. The current payout rates will equal or exceed the guaranteed payout rates shown in Table B. We will furnish these rates to you upon request.

ANNUITY PAYOUT PLANS
You may choose an annuity payout plan by giving us written instructions at least 30 days before contract values are used to purchase the payout plan. Generally, you may select one of the Plans A through E below or another plan agreed to by us. Some of the annuity payout plans may not be available if you have selected the Income Assurer Benefit rider.

•	Plan A – Life annuity — no refund: We make monthly payouts until the annuitant’s death. Payouts end with the last payout before the annuitant’s death. We will not make any further payouts. This means that if the annuitant dies after we made only one monthly payout, we will not make any more payouts.

•	Plan B – Life annuity with five, ten, 15 or 20 years certain: (under the Income Assurer Benefit rider: you may select life annuity with ten or 20 years certain): We make monthly payouts for a guaranteed payout period of five, ten, 15 or 20 years that you elect. This election will determine the length of the payout period to the beneficiary if the annuitant should die before the elected period expires. We calculate the guaranteed payout period from the retirement date. If the annuitant outlives the elected guaranteed payout period, we will continue to make payouts until the annuitant’s death.

•	Plan C – Life annuity — installment refund: (not available under the Income Assurer Benefit rider): We make monthly payouts until the annuitant’s death, with our guarantee that payouts will continue for some period of time. We will make payouts for at least the number of months determined by dividing the amount applied under this option by the first monthly payout, whether or not the annuitant is living.

•	Plan D

–	Joint and last survivor life annuity — no refund: We make monthly payouts while both the annuitant and a joint annuitant are living. If either annuitant dies, we will continue to make monthly payouts at the full amount until the death of the surviving annuitant. Payouts end with the death of the second annuitant.

–	Joint and last survivor life annuity with 20 years certain: We make monthly annuity payouts during the lifetime of the annuitant and joint annuitant. When either the annuitant or joint annuitant dies, we will continue to make monthly payouts during the lifetime of the survivor. If the survivor dies before we have made payouts for 20 years, we continue to make payouts to the named beneficiary for the remainder of the 20-year period which begins when the first annuity payout is made.

•	Plan E – Payouts for a specified period: We make monthly payouts for a specific payout period of ten to 30 years that you elect (under the Income Assurer Benefit rider, you may elect a payout period of 20 years only). We will make payouts only for the number of years specified whether the annuitant is living or not. Depending on the selected time period, it is foreseeable that an annuitant can outlive the payout period selected. During the payout period, you can elect to have us determine the present value of any remaining variable payouts and pay it to you in a lump sum. (Exception: If you have an Income Assurer Benefit rider and elect this annuity payout plan based on the Guaranteed Income Benefit Base, a lump sum payout is unavailable.) We determine the present value of the remaining annuity payouts which are assumed to remain level at the amount of the payout that would have been made 7 days prior to the date we determine the present value. The discount rate we use in the calculation is 5.17% for the assumed investment return of 3.5% and 6.67% for the assumed investment return of 5%. (See “Charges — Withdrawal charge under Annuity Payout Plan E.”) A 10% IRS penalty tax could apply if you take a withdrawal. (See “Taxes.”)

•	Guaranteed Withdrawal Benefit Annuity Payout Option (available only under contracts with the Guarantor Withdrawal Benefit for Life or Guarantor Withdrawal Benefit rider): This fixed annuity payout option is an alternative to the above annuity payout plans. This option may not be available if the contract is a qualified annuity. For such contracts,

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this option will be available only if the guaranteed payment period is less than the life expectancy of the owner at the time the option becomes effective. Such life expectancy will be computed using a life expectancy table published by the IRS. Under this option, the amount payable each year will be equal to the remaining schedule of GBPs, but the total amount paid over the life of the annuity will not exceed the total RBA at the time you begin this fixed payout option (see “Optional Benefits — Guarantor Withdrawal Benefit for Life Rider” or “Optional Benefits — Guarantor Withdrawal Benefit Rider”). The amount paid in the current contract year will be reduced for any prior withdrawals in that year. These annualized amounts will be paid in the frequency that you elect. The frequencies will be among those offered by us at the time but will be no less frequent than annually. If, at the death of the owner, total payouts have been made for less than the RBA, the remaining payouts will be paid to the beneficiary.

Annuity payout plan requirements for qualified annuities: If your contract is a qualified annuity, you must select a payout plan as of the retirement date set forth in your contract. You have the responsibility for electing a payout plan under your contract that complies with applicable law. Your contract describes your payout plan options. The options will meet certain IRS regulations governing RMDs if the payout plan meets the incidental distribution benefit requirements, if any, and the payouts are made:

•	in equal or substantially equal payments over a period not longer than your life expectancy, or over the joint life expectancy of you and your designated beneficiary; or

•	over a period certain not longer than your life expectancy or over the joint life expectancy of you and your designated beneficiary.

If we do not receive instructions: You must give us written instructions for the annuity payouts at least 30 days before the annuitant’s retirement date. If you do not, we will make payouts under Plan B, with 120 monthly payouts guaranteed.

If monthly payouts would be less than $20: We will calculate the amount of monthly payouts at the time the contract value is used to purchase a payout plan. If the calculations show that monthly payouts would be less than $20, we have the right to pay the contract value to the owner in a lump sum or to change the frequency of the payouts.

Death after annuity payouts begin: If you or the annuitant die after annuity payouts begin, we will pay any amount payable to the beneficiary as provided in the annuity payout plan in effect.

Taxes

Under current law, your contract has a tax-deferral feature. Generally, this means you do not pay income tax until there is a taxable distribution (or deemed distribution) from the contract. We will send a tax information reporting form for any year in which we made a taxable or reportable distribution according to our records.

NONQUALIFIED ANNUITIES
Generally, only the increase in the value of a non-qualified annuity contract over the investment in the contract is taxable. Certain exceptions apply. Federal tax law requires that all nonqualified deferred annuity contracts issued by the same company (and possibly its affiliates) to the same owner during a calendar year be taxed as a single, unified contract when distributions are taken from any one of those contracts.

Annuity payouts: Generally, unlike withdrawals described below, the taxation of annuity payouts are subject to exclusion ratios, i.e. in most cases, a portion of each payout will be ordinary income and subject to tax, and a portion of each payout will be considered a return of part of your investment in the contract and will not be taxed. All amounts you receive after your investment in the contract is fully recovered will be subject to tax. Under Annuity Payout Plan A: Life annuity — no refund, where the annuitant dies before your investment in the contract is fully recovered, the remaining portion of the unrecovered investment may be available as a federal income tax deduction to the owner for the last taxable year. Under all other annuity payout plans, where the annuity payouts end before your investment in the contract is fully recovered, the remaining portion of the unrecovered investment may be available as a federal income tax deduction to the taxpayer for the tax year in which the payouts end. (See “The Annuity Payout Period — Annuity Payout Plans.”)

Beginning in 2011, federal tax law permits taxpayers to annuitize a portion of their nonqualified annuity while leaving the remaining balance to continue to grow tax-deferred. Under the new partial annuitization rules, the portion annuitized must be received as an annuity for a period of 10 years or more, or for the lives of one or more individuals. If this requirement is met, the annuitized portion and the tax-deferred balance will generally be treated as two separate contracts for income tax purposes only. If a contract is partially annuitized, the investment in the contract is allocated between the deferred and the annuitized portions on a pro rata basis.

Withdrawals: Generally, if you withdraw all or part of your nonqualified annuity before your annuity payouts begin, including withdrawals under any optional withdrawal benefit rider, your withdrawal will be taxed to the extent that the

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contract value immediately before the withdrawal exceeds the investment in the contract. Different rules may apply if you exchange another contract into this contract.

You also may have to pay a 10% IRS penalty for withdrawals of taxable income you make before reaching age 59 1/2 unless certain exceptions apply.

Withholding: If you receive taxable income as a result of an annuity payout or withdrawal, including withdrawals under any optional withdrawal benefit rider, we may deduct federal, and in some cases state withholding against the payment. Any withholding represents a prepayment of your tax due for the year. You take credit for these amounts on your annual income tax return. As long as you have provided us with a valid Social Security Number or Taxpayer Identification Number, and you have a valid U.S. address, you may be able to elect not to have any withholding occur.

If the payment is part of an annuity payout plan, we generally compute the amount of federal income tax withholding using payroll tables. You may provide us with a statement of how many exemptions to use in calculating the withholding. If the distribution is any other type of payment (such as partial or full withdrawal) we compute federal income tax withholding using 10% of the taxable portion.

The federal income tax withholding requirements differ if we deliver payment outside the United States or you are a non-resident alien.

Some states also may impose income tax withholding requirements similar to the federal withholding described above. If this should be the case, we may deduct state income tax withholding from the payment.

Death benefits to beneficiaries: The death benefit under a nonqualified contract is not exempt from estate (federal or state) taxes. In addition, for income tax purposes, any amount your beneficiary receives that exceeds the investment in the contract is taxable as ordinary income to the beneficiary in the year he or she receives the payments. (See also “Benefits in Case of Death — If You Die Before the Retirement Start Date”).

Net Investment Income Tax (also known as Medicare contribution tax): Effective for taxable years beginning on or after January 1, 2013, certain high-income individuals (as well as estates and trusts) are subject to a new 3.8% net investment income tax (as an addition to income taxes). For individuals, the 3.8% tax applies to the lesser of (1) the amount by which the taxpayer’s modified adjusted gross income exceeds $200,000 ($250,000 for married filing jointly and surviving spouses; $125,000 for married filing separately) or (2) the taxpayer’s “net investment income.” Net investment income includes taxable income from nonqualified annuities. Annuity holders are advised to consult their tax advisor regarding the possible implications of this additional tax.

Annuities owned by corporations, partnerships or irrevocable trusts: For nonqualified annuities, any annual increase in the value of annuities held by such entities (nonnatural persons) generally will be treated as ordinary income received during that year. However, if the trust was set up for the benefit of a natural person(s) only, the income may remain tax-deferred until withdrawn or paid out.

Penalties: If you receive amounts from your nonqualified annuity before reaching age 59 1/2, you may have to pay a 10% IRS penalty on the amount includable in your ordinary income. However, this penalty will not apply to any amount received:

•	because of your death or in the event of nonnatural ownership, the death of the annuitant;

•	because you become disabled (as defined in the Code);

•	if the distribution is part of a series of substantially equal periodic payments, made at least annually, over your life or life expectancy (or joint lives or life expectancies of you and your beneficiary);

•	if it is allocable to an investment before Aug. 14, 1982; or

•	if annuity payouts are made under immediate annuities as defined by the Code.

Transfer of ownership: Generally, if you transfer ownership of a nonqualified annuity without receiving adequate consideration, the transfer may be taxed as a withdrawal for federal income tax purposes. If the transfer is a currently taxable event for income tax purposes, the original owner will be taxed on the amount of deferred earnings at the time of the transfer and also may be subject to the 10% IRS penalty discussed earlier. In this case, the new owner’s investment in the contract will be equal to the investment in the contract at the time of the transfer plus any earnings included in the original owner’s taxable income as a result of the transfer. In general, this rule does not apply to transfers between spouses or former spouses. Similar rules apply if you transfer ownership for full consideration. Please consult your tax advisor for further details.

1035 Exchanges: Section 1035 of the Code permits nontaxable exchanges of certain insurance policies, endowment contracts, annuity contracts and qualified long-term care insurance contracts, while providing for continued tax deferral of earnings. In addition, Section 1035 permits the carryover of the investment in the contract from the old policy or contract to the new policy or contract. In a 1035 exchange one policy or contract is exchanged for another policy or contract. The following are nontaxable exchanges: (1) the exchange of a life insurance policy for another life insurance policy or for an endowment,

RIVERSOURCE INNOVATIONS CLASSIC SELECT VARIABLE ANNUITY — PROSPECTUS 79

annuity or qualified long-term care insurance contract, (2) the exchange of an endowment contract for an annuity contract, or for an endowment contract under which payments will begin no later than payments would have begun under the contract exchanged, (3) the exchange of an annuity contract for another annuity contract or for a qualified long-term insurance contract, and (4) the exchange of a qualified long-term care insurance contract for a qualified long-term care insurance contract. Additionally, other tax rules may apply. However, if the insurance policy has an outstanding loan, there may be tax consequences. Depending on the issue date of your original policy or contract, there may be tax or other benefits that are given up to gain the benefits of the new policy or contract. Consider whether the features and benefits of the new policy or contract outweigh any tax or other benefits of the old contract.

For a partial exchange of an annuity contract for another annuity contract, the 1035 exchange is generally tax-free. The investment in the original contract and the earnings on the contract will be allocated proportionately between the original and new contracts. However, per IRS Revenue Procedure 2011-38, if withdrawals are taken from either contract within the 180-day period following an exchange, the IRS will apply general tax principles to determine the appropriate tax treatment of the exchange and subsequent withdrawal. As a result, there may be unexpected tax consequences. You should consult your tax advisor before taking any withdrawal from either contract during the 180-day period following a partial exchange. Different IRS limitations on withdrawals apply to partial exchanges completed prior to October 24, 2011.

Assignment: If you assign or pledge your contract as collateral for a loan, earnings on purchase payments you made after Aug. 13, 1982 will be taxed as a deemed distribution and you may have to pay a 10% IRS penalty.

QUALIFIED ANNUITIES
Adverse tax consequences may result if you do not ensure that contributions, distributions and other transactions under the contract comply with the law. Qualified annuities have minimum distribution rules that govern the timing and amount of distributions. You should refer to your retirement plan’s Summary Plan Description, your IRA disclosure statement, or consult a tax advisor for additional information about the distribution rules applicable to your situation.

When you use your contract to fund a retirement plan or IRA that is already tax-deferred under the Code, the contract will not provide any necessary or additional tax deferral. If your contract is used to fund an employer sponsored plan, your right to benefits may be subject to the terms and conditions of the plan regardless of the terms of the contract.

Annuity payouts: Under a qualified annuity, except a Roth IRA, Roth 401(k) or Roth 403(b), the entire payout generally is includable as ordinary income and is subject to tax unless: (1) the contract is an IRA to which you made non-deductible contributions; or (2) you rolled after-tax dollars from a retirement plan into your IRA; or (3) the contract is used to fund a retirement plan and you or your employer have contributed after-tax dollars.

Annuity payouts from Roth IRAs: In general, the entire payout from a Roth IRA can be free from income and penalty taxes if you have attained age 59 1/2 and meet the five year holding period.

Withdrawals: Under a qualified annuity, except a Roth IRA, Roth 401(k) or Roth 403(b), the entire withdrawal will generally be includable as ordinary income and is subject to tax unless: (1) the contract is an IRA to which you made non-deductible contributions; or (2) you rolled after-tax dollars from a retirement plan into your IRA; or (3) the contract is used to fund a retirement plan and you or your employer have contributed after-tax dollars.

Withdrawals from Roth IRAs: In general, the entire payout from a Roth IRA can be free from income and penalty taxes if you have attained age 59 1/2 and meet the five year holding period.

Required Minimum Distributions: Retirement plans (except for Roth IRAs) are subject to required withdrawals called required minimum distributions (“RMDs”) beginning at age 70 1/2. RMDs are based on the fair market value of your contract at year-end divided by the life expectancy factor. Certain death benefits and optional riders may be considered in determining the fair market value of your contract for RMD purposes. This may cause your RMD to be higher. Inherited IRAs (including inherited Roth IRAs) are subject to special required minimum distribution rules. You should consult your tax advisor prior to making a purchase for an explanation of the potential tax implications to you.

Withholding for IRAs, Roth IRAs, SEPs and SIMPLE IRAs: If you receive taxable income as a result of an annuity payout or a withdrawal, including withdrawals under any optional withdrawal benefit rider, we may deduct withholding against the payment. Any withholding represents a prepayment of your tax due for the year. You take credit for these amounts on your annual income tax return. As long as you have provided us with a valid Social Security Number or Taxpayer Identification Number, you can elect not to have any withholding occur.

If the payment is part of an annuity payout plan, we generally compute the amount of federal income tax withholding using payroll tables. You may provide us with a statement of how many exemptions to use in calculating the withholding. If the distribution is any other type of payment (such as a partial or full withdrawal) we compute federal income tax withholding using 10% of the taxable portion.

 80  RIVERSOURCE INNOVATIONS CLASSIC SELECT VARIABLE ANNUITY — PROSPECTUS

The federal income tax withholding requirements differ if we deliver payment outside the United States or you are a non-resident alien.

Some states also may impose income tax withholding requirements similar to the federal withholding described above. If this should be the case, we may deduct state income tax withholding from the payment.

Withholding for all other qualified annuities: If you receive directly all or part of the contract value from a qualified annuity, mandatory 20% federal income tax withholding (and possibly state income tax withholding) generally will be imposed at the time the payout is made from the plan. Any withholding represents a prepayment of your tax due for the year. You take credit for these amounts on your annual income tax return. This mandatory withholding will not be imposed if instead of receiving the distribution check, you elect to have the distribution rolled over directly to an IRA or another eligible plan. Payments made to a surviving spouse instead of being directly rolled over to an IRA are also subject to mandatory 20% income tax withholding.

In the below situations, the distribution is subject to an optional 10% withholding instead of the mandatory 20% withholding. We will withhold 10% of the distribution amount unless you elect otherwise.

•	the payout is one in a series of substantially equal periodic payouts, made at least annually, over your life or life expectancy (or the joint lives or life expectancies of you and your designated beneficiary) or over a specified period of 10 years or more;

•	the payout is a RMD as defined under the Code;

•	the payout is made on account of an eligible hardship; or

•	the payout is a corrective distribution.

State withholding also may be imposed on taxable distributions.

Penalties: If you receive amounts from your qualified contract before reaching age 59 1/2, you may have to pay a 10% IRS penalty on the amount includable in your ordinary income. However, this penalty generally will not apply to any amount received:

•	because of your death;

•	because you become disabled (as defined in the Code);

•	if the distribution is part of a series of substantially equal periodic payments made at least annually, over your life or life expectancy (or joint lives or life expectancies of you and your beneficiary);

•	if the distribution is made following severance from employment during the calendar year in which you attain age 55 (TSAs and annuities funding 401(a) plans only);

•	to pay certain medical or education expenses (IRAs only); or

•	if the distribution is made from an inherited IRA.

Death benefits to beneficiaries: The entire death benefit generally is taxable as ordinary income to the beneficiary in the year he/she receives the payments from the qualified annuity. If you made non-deductible contributions to a traditional IRA, the portion of any distribution from the contract that represents after-tax contributions is not taxable as ordinary income to your beneficiary. You are responsible for keeping all records tracking your non-deductible contributions to an IRA. Death benefits under a Roth IRA generally are not taxable as ordinary income to the beneficiary if certain distribution requirements are met. (See also “Benefits in Case of Death — If you Die Before the Retirement Date”).

Change of retirement plan type: IRS regulations allow for rollovers of certain retirement plan distributions. In some circumstances, you may be able to have an intra-contract rollover, keeping the same features and conditions. If the annuity contract you have does not support an intra-contract rollover, you are able to request an IRS approved rollover to another annuity contract or other investment product that you choose. If you choose another annuity contract or investment product, you will be subject to new rules, including a new withdrawal charge schedule for an annuity contract, or other product rules as applicable.

Assignment: You may not assign or pledge your qualified contract as collateral for a loan.

OTHER
Purchase payment credits: These are considered earnings and are taxed accordingly when withdrawn or paid out.

Special considerations if you select any optional rider: As of the date of this prospectus, we believe that charges related to these riders are not subject to current taxation. Therefore, we will not report these charges as partial withdrawals from your contract. However, the IRS may determine that these charges should be treated as partial withdrawals subject to taxation to the extent of any gain as well as the 10% tax penalty for withdrawals before the age of 59 1/2, if applicable.

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We reserve the right to report charges for these riders as partial withdrawals if we, as a withholding and reporting agent, believe that we are required to report them. In addition, we will report any benefits attributable to these riders on the death of you or the annuitant as an annuity death benefit distribution, not as proceeds from life insurance.

Important: Our discussion of federal tax laws is based upon our understanding of current interpretations of these laws. Federal tax laws or current interpretations of them may change. For this reason and because tax consequences are complex and highly individual and cannot always be anticipated, you should consult a tax advisor if you have any questions about taxation of your contract.

RiverSource Life’s tax status: We are taxed as a life insurance company under the Code. For federal income tax purposes, the subaccounts are considered a part of our company, although their operations are treated separately in accounting and financial statements. Investment income is reinvested in the fund in which each subaccount invests and becomes part of that subaccount’s value. This investment income, including realized capital gains, is not subject to any withholding for federal or state income taxes. We reserve the right to make such a charge in the future if there is a change in the tax treatment of variable annuities or in our tax status as we then understand it.

Tax qualification: We intend that the contract qualify as an annuity for federal income tax purposes. To that end, the provisions of the contract are to be interpreted to ensure or maintain such tax qualification, in spite of any other provisions of the contract. We reserve the right to amend the contract to reflect any clarifications that may be needed or are appropriate to maintain such qualification or to conform the contract to any applicable changes in the tax qualification requirements. We will send you a copy of any amendments.

Spousal status: Under the Code, spousal continuation and certain distribution options are available only to a person who is defined as a “spouse” under the Federal Defense of Marriage Act or other applicable Federal law. All contract provisions will be interpreted and administered in accordance with the requirements of the Code. Therefore, under current Federal law, if you are in the civil union or you are contemplating a civil union or same-sex marriage, you should note that the favorable tax treatment afforded under Federal law would not be available to the same-sex partner or same-sex spouse. Same-sex partners or spouses who own or are considering the purchase of annuity products that provide benefits based upon status as a spouse should consult a tax adviser.

Voting Rights

As a contract owner with investments in the subaccounts, you may vote on important fund policies until annuity payouts begin. Once they begin, the person receiving them has voting rights. We will vote fund shares according to the instructions of the person with voting rights.

Before annuity payouts begin, the number of votes you have is determined by applying your percentage interest in each subaccount to the total number of votes allowed to the subaccount.

After annuity payouts begin, the number of votes you have is equal to:

•	the reserve held in each subaccount for your contract; divided by

•	the net asset value of one share of the applicable fund.

As we make annuity payouts, the reserve for the contract decreases; therefore, the number of votes also will decrease.

We calculate votes separately for each subaccount. We will send notice of shareholders’ meetings, proxy materials and a statement of the number of votes to which the voter is entitled. We will vote shares for which we have not received instructions in the same proportion as the votes for which we received instructions. We also will vote the shares for which we have voting rights in the same proportion as the votes for which we received instructions.

Substitution of Investments

We may substitute the funds in which the subaccounts invest if:

•	laws or regulations change;

•	the existing funds become unavailable; or

•	in our judgment, the funds no longer are suitable (or are not the most suitable) for the subaccounts.

If any of these situations occur, and if we believe it is in the best interest of persons having voting rights under the contract, we have the right to substitute a fund currently listed in this prospectus (existing fund) for another fund (new fund). The new fund may have higher fees and/or operating expenses than the existing fund. Also, the new fund may have investment objectives and policies and/or investment advisers which differ from the existing fund.

 82  RIVERSOURCE INNOVATIONS CLASSIC SELECT VARIABLE ANNUITY — PROSPECTUS

We may also:

•	add new subaccounts;

•	combine any two or more subaccounts;

•	transfer assets to and from the subaccounts or the variable account; and

•	eliminate or close any subaccounts.

We will notify you of any substitution or change. If we notify you that a subaccount will be eliminated or closed, you will have a certain period of time to tell us where to reallocate purchase payments or contract value currently allocated to that subaccount. If we do not receive your reallocation instructions by the due date, we automatically will reallocate to the subaccount investing in the Columbia Variable Portfolio — Cash Management Fund (Class 3). You may then transfer this reallocated amount in accordance with the transfer provisions of your contract (see “Transferring Between Accounts” above).

In the event of substitution or any of these changes, we may amend the contract and take whatever action is necessary and appropriate without your consent or approval. However, we will not make any substitution or change without the necessary approval of the SEC and state insurance departments.

About the Service Providers

PRINCIPAL UNDERWRITER
RiverSource Distributors, Inc. (“RiverSource Distributors”), our affiliate, serves as the principal underwriter of the contract. Its offices are located at 70100 Ameriprise Financial Center, Minneapolis, MN 55474. RiverSource Distributors is a wholly-owned subsidiary of Ameriprise Financial, Inc.

Although we no longer offer the contract for sale, you may continue to make purchase payments if permitted under the terms of your contract. We pay commissions to an affiliated selling firm of up to 7.00% each time a purchase payment is made as well as service/trail commissions of up to 1.00% of the contract value based on annual total contract value for as long as the contract remains in effect. We also may pay an additional sales commission of up to 1.00% of purchase payments for a period of time we select. These commissions do not change depending on which subaccounts you choose to allocate your purchase payments.

From time to time and in accordance with applicable laws and regulations, we may also pay or provide the selling firm with various cash and non-cash promotional incentives including, but not limited to bonuses, short-term sales incentive payments, marketing allowances, costs associated with sales conferences and educational seminars and sales recognition awards.

A portion of the payments made to the selling firm may be passed on to its sales representatives in accordance with its internal compensation programs. Those programs may also include other types of cash and non-cash compensation and other benefits.

Ask your sales representative for further information about what your sales representative and the selling firm for which he or she works may receive in connection with your contract.

We pay the commissions and other compensation described above from our assets. Our assets include:

•	revenues we receive from fees and expenses that you will pay when buying, owning and making a withdrawal from the contract (see “Expense Summary”);

•	compensation we or an affiliate receive from the underlying funds in the form of distribution and services fees (see “The Variable Account and the Funds — The funds”);

•	compensation we or an affiliate receive from a fund’s investment adviser, subadviser, distributor or an affiliate of any of these (see “The Variable Account and the Funds — The funds”); and

•	revenues we receive from other contracts and policies we sell that are not securities and other businesses we conduct.

You do not directly pay the commissions and other compensation described above as the result of a specific charge or deduction under the contract. However, you may pay part of all of the commissions and other compensation described above indirectly through:

•	fees and expenses we collect from contract owners, including withdrawal charges; and

•	fees and expenses charged by the underlying funds in which the subaccounts you select invest, to the extent we or one of our affiliates receive revenue from the funds or an affiliated person.

ISSUER
RiverSource Life issues the contracts. We are located at 70100 Ameriprise Financial Center, Minneapolis, MN 55474 and are a wholly-owned subsidiary of Ameriprise Financial, Inc.

RIVERSOURCE INNOVATIONS CLASSIC SELECT VARIABLE ANNUITY — PROSPECTUS 83

We conduct a conventional life insurance business. We are licensed to do business in 49 states, the District of Columbia and American Samoa. Our primary products currently include fixed and variable annuity contracts and life insurance policies.

LEGAL PROCEEDINGS
Life insurance companies have been the subject of increasing regulatory, legislative and judicial scrutiny. Numerous state and federal regulatory agencies have commenced examinations and other inquiries of insurance companies regarding sales and marketing practices (including sales to older consumers and disclosure practices), claims handling, and unclaimed property and escheatment practices and procedures. With regard to an industry-wide investigation of unclaimed property and escheatment practices and procedures, RiverSource Life is responding to regulatory audits, market conduct examinations and other inquiries (including inquiries from the State of Minnesota). RiverSource Life has cooperated with and will continue to cooperate with the applicable regulators regarding their inquiries.

RiverSource Life is involved in the normal course of business in a number of other legal and arbitration proceedings concerning matters arising in connection with the conduct of its business activities. RiverSource Life believes that it is not a party to, nor are any of its properties the subject of, any pending legal, arbitration or regulatory proceedings that would have a material adverse effect on its consolidated financial condition, results of operations or liquidity. However, it is possible that the outcome of any such proceedings could have a material adverse impact on results of operations in any particular reporting period as the proceedings are resolved.

Additional Information

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
RiverSource Life is incorporating by reference in this prospectus information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information that we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC automatically will update and supersede this information. The Annual Report on Form 10-K of RiverSource Life Insurance Company for the year ended December 31, 2012, File No. 33-28976, that we previously filed with the SEC under the Securities Exchange Act of 1934 (1934 Act) is incorporated by reference into this prospectus, as well as all of our subsequent annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC under the 1934 Act. To access this document, see “SEC Filings” under “Investors Relations” on our website at www.ameriprise.com.

RiverSource Life will furnish you without charge a copy of any or all of the documents incorporated by reference into this prospectus, including any exhibits to such documents which have been specifically incorporated by reference. We will do so upon receipt of your written or oral request. You can contact RiverSource Life at the telephone number and address listed on the first page of this prospectus.

AVAILABLE INFORMATION
This prospectus is part of a registration statement we file with the SEC. Additional information on RiverSource Life and on this offering is available in the registration statement. You can obtain copies of these materials at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. In addition to this prospectus, the SAI and information about the contract, information incorporated by reference is available on the EDGAR Database on the SEC’s Internet site at (http://www.sec.gov).

INDEMNIFICATION
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (Securities Act) may be permitted to directors and officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

 84  RIVERSOURCE INNOVATIONS CLASSIC SELECT VARIABLE ANNUITY — PROSPECTUS

APPENDICES

Table of Contents and Cross-Reference Table

APPENDIX NAME	PAGE #	CROSS-REFERENCE	PAGE #

Appendix A: Example — Market Value Adjustment (MVA)	p. 86	Guarantee Period Accounts (GPAs)	p. 26

Appendix B: Example — Income Assurer Benefit Rider Fee	p. 88	Charges — Income Assurer Benefit Rider Fee	p. 37

Appendix C: Example — Withdrawal Charges	p. 89	Charges — Withdrawal Charges	p. 33

Appendix D: Example — Death Benefits	p. 94	Benefits in Case of Death	p. 50

Appendix E: Example — Accumulation Protector Benefit Rider	p. 97	Optional Benefits — Accumulation Protector Benefit Rider	p. 53

Appendix F: Example — Guarantor Withdrawal Benefit for Life Rider	p. 98	Optional Benefits — Guarantor Withdrawal Benefit for Life Rider	p. 55

Appendix G: Guarantor Withdrawal Benefit for Life Rider — Additional RMD Disclosure	p. 100	Optional Benefits — Guarantor Withdrawal Benefit for Life Rider	p. 55

Appendix H: Example — Guarantor Withdrawal Benefit — Rider B Disclosure	p. 102	Optional Benefits — Guarantor Withdrawal Benefit Rider	p. 65

Appendix I: Guarantor Withdrawal Benefit Rider — Additional RMD Disclosure	p. 107	Optional Benefits — Guarantor Withdrawal Benefit Rider	p. 65

Appendix J: Example — Guarantor Withdrawal Benefit Rider	p. 108	Optional Benefits — Guarantor Withdrawal Benefit Rider	p. 65

Appendix K: Example — Income Assurer Benefit Riders	p. 110	Optional Benefits — Income Assurer Benefit Riders	p. 70

Appendix L: Example — Benefit Protector Death Benefit Rider	p. 115	Optional Benefits — Benefit Protector Death Benefit Rider	p. 74

Appendix M: Example — Benefit Protector Plus Death Benefit Rider	p. 116	Optional Benefits — Benefit Protector Plus Death Benefit Rider	p. 75

Appendix N: Condensed Financial Information (Unaudited)	p. 118	Condensed Financial Information (Unaudited)	p. 15

The purpose of these appendices is first to illustrate the operation of various contract features and riders; second, to provide additional disclosure regarding various contract features and riders; and lastly, to provide condensed financial history (unaudited) of the subaccounts.

In order to demonstrate the contract features and riders, an example may show hypothetical contract values. These contract values do not represent past or future performance. Actual contract values may be more or less than those shown and will depend on a number of factors, including but not limited to the investment experience of the subaccounts, GPAs, DCA fixed account, and one-year fixed account and the fees and charges that apply to your contract.

The examples of death benefits and optional riders in appendices D through F and J through M include a partial withdrawal to illustrate the effect of a partial withdrawal on the particular benefit. These examples are intended to show how the optional riders operate, and do not take into account whether the rider is part of a qualified contract. Qualified contracts are subject to required minimum distributions at certain ages which may require you to take partial withdrawals from the contract (see “Taxes — Qualified Annuities — Required Minimum Distributions”). If you are considering the addition of certain death benefits and/or optional riders to a qualified contract, you should consult your tax advisor prior to making a purchase for an explanation of the potential tax implications to you.

RIVERSOURCE INNOVATIONS CLASSIC SELECT VARIABLE ANNUITY — PROSPECTUS 85

Appendix A: Example — Market Value Adjustment (MVA)

As the examples below demonstrate, the application of an MVA may result in either a gain or a loss of principal. We refer to all of the transactions described below as “early withdrawals.”

General Examples

Assumptions:

•	You purchase a contract and allocate part of your purchase payment to the ten-year GPA; and

•	we guarantee an interest rate of 3.0% annually for your ten-year guarantee period; and

•	after three years, you decide to make a withdrawal from your GPA. In other words, there are seven years left in your guarantee period.

Remember that the MVA depends partly on the interest rate of a new GPA for the same number of years as the guarantee period remaining on your GPA. In this case, that is seven years.

Example 1: Remember that your GPA is earning 3.0%. Assume at the time of your withdrawal new GPAs that we offer with a seven-year guarantee period are earning 3.5%. We add 0.10% to the 3.5% rate to get 3.6%. Your GPA’s 3.0% rate is less than the 3.6% rate so the MVA will be negative.

Example 2: Remember again that your GPA is earning 3.0%, and assume that new GPAs that we offer with a seven-year guarantee period are earning 2.5%. We add 0.10% to the 2.5% rate to get 2.6%. In this example, since your GPA’s 3.0% rate is greater than the 2.6% rate, the MVA will be positive. To determine that adjustment precisely, you will have to use the formula described below.

Sample MVA Calculations
The precise MVA formula we apply is as follows:

Early withdrawal amount ×	[(	1 + i 1 + j + .001)	n/12	− 1 ]	= MVA

Where i	= rate earned in the GPA from which amounts are being transferred or withdrawn.

j	= current rate for a new guarantee period equal to the remaining term in the current guarantee period.

n	= number of months remaining in the current guarantee period (rounded up).

Examples — MVA
Using assumptions similar to those we used in the examples above:

•	You purchase a contract and allocate part of your purchase payment to the ten-year GPA;

•	we guarantee an interest rate of 3.0% annually for your ten-year guarantee period; and

•	after three years, you decide to make a $1,000 withdrawal from your GPA. In other words, there are seven years left in your guarantee period.

Example 1: You request an early withdrawal of $1,000 from your ten-year GPA earning a guaranteed interest rate of 3.0%. Assume at the time of your withdrawal new GPAs that we offer with a seven-year guarantee period are earning 3.5%. Using the formula above, we determine the MVA as follows:

$1,000 ×	[(	1.030 1 + .035 + .001)	84/12	− 1]	= –$39.84

In this example, the MVA is a negative $39.84.

Example 2: You request an early withdrawal of $1,000 from your ten-year GPA earning a guaranteed interest rate of 3.0%. Assume at the time of your withdrawal new GPAs that we offer with a seven-year guarantee period are earning 2.5%. Using the formula above, we determine the MVA as follows:

$1,000 ×	[(	1.030 1 + .025 + .001)	84/12	− 1]	= $27.61

In this example, the MVA is a positive $27.61.

 86  RIVERSOURCE INNOVATIONS CLASSIC SELECT VARIABLE ANNUITY — PROSPECTUS

Please note that when you allocate your purchase payment to the ten-year GPA and your purchase payment is in its fourth year from receipt at the beginning of the guarantee period, your withdrawal charge percentage is 7%, if you elected the seven-year withdrawal charge schedule and 4% if you elected a five-year withdrawal charge schedule. (See “Charges — Withdrawal Charge.”) We do not apply MVAs to the amounts we deduct for withdrawal charges, so we would deduct the withdrawal charge from your early withdrawal after we applied the MVA. Also note that when you request an early withdrawal, we withdraw an amount from your GPA that will give you the net amount you requested after we apply the MVA and any applicable withdrawal charge, unless you request otherwise.

The current interest rate we offer on the GPA will change periodically at our discretion. It is the rate we are then paying on purchase payments, renewals and transfers paid under this class of contracts for guarantee period durations equaling the remaining guarantee period of the GPA to which the formula is being applied.

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Appendix B: Example — Income Assurer Benefit Rider Fee

Example — Income Assurer Benefit Rider Fee

Assumptions:

•	You purchase the contract with a payment of $50,000 and allocate all of your payment to the Protected Investment Options and make no transfers, add-ons or withdrawals; and

•	On the first contract anniversary your total contract value is $55,545; and

•	On the second contract anniversary your total contract value is $53,270.

We would calculate the Guaranteed Income Benefit Base for each Income Assurer Benefit on the second anniversary as follows:

The Income Assurer Benefit – MAV Guaranteed Income Benefit Base is the greatest of the following values:

Purchase Payments less adjusted partial withdrawals:	$50,000
Contract value on the second anniversary:	$53,270
Maximum Anniversary Value:	$55,545

Income Assurer Benefit – MAV Guaranteed Income Benefit Base	$55,545

The Income Assurer Benefit – 5% Accumulation Guaranteed Income Benefit Base is the greatest of the following values:

Purchase Payments less adjusted partial withdrawals:	$50,000
Contract value on the second anniversary:	$53,270
5% Variable Account Floor = 1.05 × 1.05 × $50,000	$55,125

Income Assurer Benefit – 5% Accumulation Guaranteed Income Benefit Base	$55,125

The Income Assurer Benefit — Greater of MAV or 5% Accumulation Guaranteed Income Benefit Base
is the greatest of the following values:

Purchase Payments less adjusted partial withdrawals:	$50,000
Contract value on the second anniversary:	$53,270
Maximum Anniversary Value:	$55,545
5% Variable Account Floor = 1.05 × 1.05 × $50,000	$55,125

Income Assurer Benefit – Greater of MAV or 5% Accumulation Guaranteed Income Benefit Base	$55,545

The Income Assurer Benefit fee deducted from your contract value would be:

Income Assurer Benefit – MAV fee =	.30% × $55,545 = $166.64
Income Assurer Benefit – 5% Accumulation Benefit Base fee =	.60% × $55,125 = $330.75
Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base fee =	.65% × $55,545 = $361.04

 88  RIVERSOURCE INNOVATIONS CLASSIC SELECT VARIABLE ANNUITY — PROSPECTUS

Appendix C: Example — Withdrawal Charges

For purposes of calculating any withdrawal charge, including the examples illustrated below, we treat amounts withdrawn from your contract value in the following order:

1.	First, in each contract year, we withdraw amounts totaling:

•	up to 10% of your prior anniversary’s contract value or your contract’s remaining benefit payment if you elected the Guarantor Withdrawal Benefit rider and your remaining benefit payment is greater than 10% of your prior anniversary’s contract value. We do not assess a withdrawal charge on this amount.

•	up to 10% of your prior anniversary’s contract value or the greater of your contract’s remaining benefit payment or remaining annual lifetime payment if you elected the Guarantor Withdrawal Benefit for Life rider, and the greater of your remaining annual lifetime payment and your remaining benefit payment is greater than 10% of your prior anniversary’s contract value. We do not assess a withdrawal charge on this amount.

2.	Next, we withdraw contract earnings, if any, that are greater than the amount described in number one above. We do not assess a withdrawal charge on contract earnings.

3.	Next we withdraw purchase payments received prior to the withdrawal charge period shown in your contract. We do not assess a withdrawal charge on these purchase payments.

4.	Finally, if necessary, we withdraw purchase payments received that are still within the withdrawal charge period you selected and shown in your contract. We withdraw these payments on a “first-in, first-out” (FIFO) basis. We do assess a withdrawal charge on these payments.

After withdrawing earnings in numbers one and two above, we next withdraw enough additional contract value (ACV) to meet your requested withdrawal amount. If the amount described in number one above was greater than contract earnings prior to the withdrawal, the excess (XSF) will be excluded from the purchase payments being withdrawn that were received most recently when calculating the withdrawal charge. We determine the amount of purchase payments being withdrawn (PPW) in numbers three and four above as:

       PPW = XSF + (ACV – XSF) / (CV – TFA) × (PPNPW – XSF)

If the additional contract value withdrawn is less than XSF, then PPW will equal ACV.

We determine current contract earnings (CE) by looking at the entire contract value (CV), not the earnings of any particular subaccount, GPA, the one-year fixed account or the DCA fixed account. If the contract value is less than purchase payments received and not previously withdrawn (PPNPW) then contract earnings are zero.

The examples below show how the withdrawal charge for a full and partial withdrawal is calculated for a contract with a seven-year withdrawal charge schedule. Each example illustrates the amount of the withdrawal charge for both a contract that experiences gains and a contract that experiences losses, given the same set of assumptions.

RIVERSOURCE INNOVATIONS CLASSIC SELECT VARIABLE ANNUITY — PROSPECTUS 89

Full withdrawal charge calculation — seven-year withdrawal charge schedule:

This is an example of how we calculate the withdrawal charge on a contract with a seven-year (from the date of each purchase payment) withdrawal charge schedule and the following history:

Assumptions:

•	We receive a single $50,000 purchase payment;

•	During the fourth contract year you withdraw the contract for its total value. The withdrawal charge percentage in the fourth year after a purchase payment is 7.0%; and

•	You have made no prior withdrawals.

We will look at two situations, one where the contract has a gain and another where there is a loss:

		Contract with Gain	Contract with Loss

	Contract value just prior to withdrawal:	$60,000.00	$40,000.00
	Contract value on prior anniversary:	58,000.00	42,000.00
We calculate the withdrawal charge as follows:
Step 1.	First, we determine the amount of earnings available in the contract at the time of withdrawal as:
	Contract value just prior to withdrawal (CV):	60,000.00	40,000.00
Less purchase payments received and not previously withdrawn (PPNPW):		50,000.00	50,000.00

	Earnings in the contract (but not less than zero):	10,000.00	0.00
Step 2.	Next, we determine the Total Free Amount (TFA) available in the contract as the greatest of the following values:
	Earnings in the contract:	10,000.00	0.00
	10% of the prior anniversary’s contract value:	5,800.00	4,200.00

	TFA (but not less than zero):	10,000.00	4,200.00
Step 3.	Next we determine ACV, the amount by which the contract value withdrawn exceeds earnings.
	Contract value withdrawn:	60,000.00	40,000.00
	Less earnings in the contract:	10,000.00	0.00

	ACV (but not less than zero):	50,000.00	40,000.00
Step 4.	Next we determine XSF, the amount by which 10% of the prior anniversary’s contract value exceeds earnings.
	10% of the prior anniversary’s contract value:	5,800.00	4,200.00
	Less earnings in the contract:	10,000.00	0.00

	XSF (but not less than zero):	0.00	4,200.00
Step 5.	Now we can determine how much of the PPNPW is being withdrawn (PPW) as follows:
	PPW = XSF + (ACV − XSF) / (CF − TFA) × (PPNPW − XSF)
	XSF from Step 4 =	0.00	4,200.00
	ACV from Step 3 =	50,000.00	40,000.00
	CV from Step 1 =	60,000.00	40,000.00
	TFA from Step 2 =	10,000.00	4,200.00
	PPNPW from Step 1 =	50,000.00	50,000.00

	PPW =	50,000.00	50,000.00

 90  RIVERSOURCE INNOVATIONS CLASSIC SELECT VARIABLE ANNUITY — PROSPECTUS

		Contract with Gain	Contract with Loss

Step 6.	We then calculate the withdrawal charge as a percentage of PPW. Note that for a contract with a loss, PPW may be greater than the amount you request to withdraw:
	PPW:	50,000.00	50,000.00
	less XSF:	0.00	4,200.00

	amount of PPW subject to a withdrawal charge:	50,000.00	45,800.00
	multiplied by the withdrawal charge rate:	× 7.0%	× 7.0%

	withdrawal charge:	3,500.00	3,206.00

Step 7.	The dollar amount you will receive as a result of your full withdrawal is determined as:
	Contract value withdrawn:	60,000.00	40,000.00
	Withdrawal charge:	(3,500.00)	(3,206.00)
	Contract charge (assessed upon full withdrawal):	(40.00)	(40.00)

	Net full withdrawal proceeds:	56,460.00	36,754.00

RIVERSOURCE INNOVATIONS CLASSIC SELECT VARIABLE ANNUITY — PROSPECTUS 91

Partial withdrawal charge calculation — seven-year withdrawal charge schedule:

This is an example of how we calculate the withdrawal charge on a contract with a seven-year (from the date of each purchase payment) withdrawal charge schedule and the following history:
Assumptions:

•	We receive a single $50,000 purchase payment;

•	During the fourth contract year you request a net partial withdrawal of $15,000.00. The withdrawal charge percentage in the fourth year after a purchase payment is 7.0%; and

•	You have made no prior withdrawals.

We will look at two situations, one where the contract has a gain and another where there is a loss:

	Contract with Gain	Contract with Loss

Contract value just prior to withdrawal:	$60,000.00	$40,000.00
Contract value on prior anniversary:	58,000.00	42,000.00

We determine the amount of contract value that must be withdrawn in order for the net partial withdrawal proceeds to match the amount requested. We start with an estimate of the amount of contract value to withdraw and calculate the resulting withdrawal charge and net partial withdrawal proceeds as illustrated below. We then adjust our estimate and repeat until we determine the amount of contract value to withdraw that generates the desired net partial withdrawal proceeds.

We calculate the withdrawal charge as follows:
Step 1.	First, we determine the amount of earnings available in the contract at the time of withdrawal as:
	Contract value just prior to withdrawal (CV):	60,000.00	40,000.00
Less purchase payments received and not previously withdrawn (PPNPW):		50,000.00	50,000.00

	Earnings in the contract (but not less than zero):	10,000.00	0.00
Step 2.	Next, we determine the Total Free Amount (TFA) available in the contract as the greatest of the following values:
	Earnings in the contract:	10,000.00	0.00
	10% of the prior anniversary’s contract value:	5,800.00	4,200.00

	TFA (but not less than zero):	10,000.00	4,200.00
Step 3.	Next we determine ACV, the amount by which the contract value withdrawn exceeds earnings.
	Contract value withdrawn:	15,376.34	16,062.31
	Less earnings in the contract:	10,000.00	0.00

	ACV (but not less than zero):	5,376.34	16,062.31
Step 4.	Next we determine XSF, the amount by which 10% of the prior anniversary’s contract value exceeds earnings.
	10% of the prior anniversary’s contract value:	5,800.00	4,200.00
	Less earnings in the contract:	10,000.00	0.00

	XSF (but not less than zero):	0.00	4,200.00
Step 5.	Now we can determine how much of the PPNPW is being withdrawn (PPW) as follows:
	PPW = XSF + (ACV − XSF) / (CV − TFA) × (PPNPW − XSF)

	XSF from Step 4 =	0.00	4,200.00
	ACV from Step 3 =	5,376.34	16,062.31
	CV from Step 1 =	60,000.00	40,000.00
	TFA from Step 2 =	10,000.00	4,200.00
	PPNPW from Step 1 =	50,000.00	50,000.00

	PPW =	5,376.34	19,375.80

 92  RIVERSOURCE INNOVATIONS CLASSIC SELECT VARIABLE ANNUITY — PROSPECTUS

		Contract with Gain	Contract with Loss

Step 6.	We then calculate the withdrawal charge as a percentage of PPW. Note that for a contract with a loss, PPW may be greater than the amount you request to withdraw:
	PPW:	5,376.34	19,375.80
	less XSF:	0.00	4,200.00

	amount of PPW subject to a withdrawal charge:	5,376.34	15,175.80
	multiplied by the withdrawal charge rate:	× 7.0%	× 7.0%

	withdrawal charge:	376.34	1,062.31
Step 7.	The dollar amount you will receive as a result of your partial withdrawal is determined as:
	Contract value withdrawn:	15,376.34	16,062.31
	Withdrawal charge:	(376.34)	(1,062.31)

	Net partial withdrawal proceeds:	15,000.00	15,000.00

RIVERSOURCE INNOVATIONS CLASSIC SELECT VARIABLE ANNUITY — PROSPECTUS 93

Appendix D: Example — Death Benefits

Example — ROP Death Benefit

•	You purchase the contract with a payment of $20,000; and

•	On the first contract anniversary you make an additional purchase payment of $5,000; and

•	During the second contract year the contract value falls to $22,000 and you take a $1,500 (including withdrawal charge) partial withdrawal; and

•	During the third contract year the contract value grows to $23,000.

We calculate the ROP Death Benefit as follows:
Contract value at death:	$23,000.00

Purchase payments minus adjusted partial withdrawals:
Total purchase payments:	$25,000.00
minus adjusted partial withdrawals calculated as:
$1,500 × $25,000 $22,000 =	–1,704.55

for a death benefit of:	$23,295.45

The ROP Death Benefit, calculated as the greatest of these two values:	$23,295.45

Example — MAV Death Benefit

•	You purchase the contract with a payment of $25,000; and

•	On the first contract anniversary the contract value grows to $26,000; and

•	During the second contract year the contract value falls to $22,000, at which point you take a $1,500 (including withdrawal charge) partial withdrawal, leaving a contract value of $20,500.

We calculate the MAV Death Benefit, which is based on the greater of three values, as follows:
1. Contract value at death:	$20,500.00

2. Purchase payments minus adjusted partial withdrawals:
Total purchase payments:	$25,000.00
minus adjusted partial withdrawals, calculated as:
$1,500 × $25,000 $22,000 =	–1,704.55

for a death benefit of:	$23,295.45

3. The MAV immediately preceding the date of death:
Greatest of your contract anniversary values:	$26,000.00
plus purchase payments made since the prior anniversary:	+0.00
minus the death benefit adjusted partial withdrawals, calculated as:
$1,500 × $26,000 $22,000 =	–1,772.73

for a death benefit of:	$24,227.27

The MAV Death Benefit, calculated as the greatest of these three values, which is the MAV:	$24,227.27

 94  RIVERSOURCE INNOVATIONS CLASSIC SELECT VARIABLE ANNUITY — PROSPECTUS

Example — 5% Accumulation Death Benefit

Assumptions:

•	You purchase the contract with a payment of $25,000 with $5,000 allocated to the GPA accounts and $20,000 allocated to the subaccounts; and

•	On the first contract anniversary the GPA account value is $5,200 and the subaccount value is $17,000. Total contract value is $23,200; and

•	During the second contract year, the GPA account value is $5,300 and the subaccount value is $19,000. Total contract value is $24,300. You take a $1,500 (including withdrawal charge) partial withdrawal all from the subaccounts, leaving the contract value at $22,800.

The death benefit, which is based on the greatest of three values, is calculated as follows:
1. Contract value at death:	$22,800.00

2. Purchase payments minus adjusted partial withdrawals:
Total purchase payments:	$25,000.00
minus adjusted partial withdrawals, calculated as:
$1,500 × $25,000 $24,300 =	–1,543.21

for a death benefit of:	$23,456.79

3. The 5% variable account floor:
The variable account floor on the first contract anniversary, calculated as: 1.05 x $20,000 =	$21,000.00
plus amounts allocated to the subaccounts since that anniversary:	+0.00
minus the 5% variable account floor adjusted partial withdrawal from the subaccounts, calculated as:
$1,500 × $21,000 $19,000 =	–1,657.89

variable account floor benefit:	$19,342.11
plus the GPA account value:	+5,300.00

5% variable account floor (value of the GPA or the one-year fixed account and the variable
account floor):	$24,642.11

The 5% Accumulation Death Benefit, calculated as the greatest of these three values, which is the 5% variable account floor:	$24,642.11

RIVERSOURCE INNOVATIONS CLASSIC SELECT VARIABLE ANNUITY — PROSPECTUS 95

Example — Enhanced Death Benefit

Assumptions:

•	You purchase the contract with a payment of $25,000 with $5,000 allocated to the GPA accounts and $20,000 allocated to the subaccounts; and

•	On the first contract anniversary the GPA account value is $5,200 and the subaccount value is $17,000. Total contract value is $23,200; and

•	During the second contract year, the GPA account value is $5,300 and the subaccount value is $19,000. Total contract value is $24,300. You take a $1,500 (including withdrawal charge) partial withdrawal all from the subaccounts, leaving the contract value at $22,800.

The death benefit, which is based on the greatest of four values, is calculated as follows:
1. Contract value at death:	$22,800.00

2. Purchase payments minus adjusted partial withdrawals:
Total purchase payments:	$25,000.00
minus adjusted partial withdrawals, calculated as:
$1,500 × $25,000 $24,300 =	–1,543.21

for a death benefit of:	$23,456.79

3. The MAV on the anniversary immediately preceding the date of death:
The MAV on the immediately preceding anniversary:	$25,000.00
plus purchase payments made since that anniversary:	+0.00
minus adjusted partial withdrawals made since that anniversary, calculated as:
$1,500 × $25,000 $24,300 =	–1,543.21

for a MAV Death Benefit of:	$23,456.79

4. The 5% variable account floor:
The variable account floor on the first contract anniversary,
calculated as: 1.05 × $20,000 =	$21,000.00
plus amounts allocated to the subaccounts since that anniversary:	+0.00
minus the 5% variable account floor adjusted partial withdrawal from the subaccounts, calculated as:
$1,500 × $21,000 $19,000 =	–1,657.89

variable account floor benefit:	$19,342.11
plus the GPA value:	+5,300.00

5% variable account floor (value of the GPAs, the one-year fixed account and the variable
account floor):	$24,642.11

Enhanced Death Benefit, calculated as the greatest of these four values, which is the 5% variable account floor:	$24,642.11

 96  RIVERSOURCE INNOVATIONS CLASSIC SELECT VARIABLE ANNUITY — PROSPECTUS

Appendix E: Example — Accumulation Protector Benefit Rider

The following example shows how the Accumulation Protector Benefit rider works based on hypothetical values. It is not intended to depict investment performance of the contract.

The example assumes:

•	You purchase the contract (with the Accumulation Protector Benefit rider) with a payment of $100,000.

•	You make no additional purchase payments.

•	You do not exercise the Elective Step-up option

				Initial payment	100,000
					Hypothetical
End of	Partial Withdrawal	MCAV Adjustment			Assumed
Contract	(beginning of	for Partial		Accumulation	Contract
Year	year)	Withdrawal	MCAV	Benefit Amount	Value

1	0	0	100,000	0	112,000
2	0	0	102,400	0	128,000
3	0	0	108,000	0	135,000
4	0	0	108,000	0	125,000
5	0	0	108,000	0	110,000
6	2,000	1,964	106,036	0	122,000
7	0	0	112,000	0	140,000
8	0	0	112,000	0	121,000
9	5,000	4,628	107,372	0	98,000
10	0	0	107,372	22,372	85,000

RIVERSOURCE INNOVATIONS CLASSIC SELECT VARIABLE ANNUITY — PROSPECTUS 97

Appendix F: Example — Guarantor Withdrawal Benefit for Life® Rider

Example #1: Covered person has not reached age 65 at the time the contract and rider are purchased.

Assumptions:

•	You purchase the contract with a payment of $100,000.

•	You are the sole owner and also the annuitant. You are age 60.

•	You make no additional payments to the contract.

•	Automatic annual step-ups are applied each anniversary when available, where the contract value is greater than the RBA and/or 6% of the contract value is greater than the ALP. Applied annual step-ups are indicated in bold.

			Hypothetical
Contract			Assumed
Duration	Purchase	Partial	Contract	Basic Withdrawal Benefit						Lifetime Withdrawal Benefit
in Years	Payments	Withdrawals	Value	GBA		RBA		GBP	RBP	ALP			RALP

At Issue	$100,000	$ N/A	$100,000	$100,000		$100,000		$7,000	$7,000	$	N/A		$	N/A

0.5	0	7,000	92,000	100,000		93,000		7,000	0		N/A			N/A

1	0	0	91,000	100,000		93,000		7,000	7,000		N/A			N/A

1.5	0	7,000	83,000	100,000		86,000		7,000	0		N/A			N/A

2	0	0	81,000	100,000		86,000		7,000	7,000		N/A			N/A

5	0	0	75,000	100,000		86,000		7,000	7,000		5,160	(1)		5,160	(1)

5.5	0	5,160	70,000	100,000		80,840		7,000	1,840		5,160			0

6	0	0	69,000	100,000		80,840		7,000	7,000		5,160			5,160

6.5	0	7,000	62,000	100,000		73,840		7,000	0		3,720	(2)		0

7	0	0	70,000	100,000		73,840		7,000	7,000		4,200			4,200

7.5	0	10,000	51,000	51,000	(3)	51,000	(3)	3,570	0		3,060	(3)		0

8	0	0	55,000	55,000		55,000		3,850	3,850		3,300			3,300

At this point, assuming no additional activity (step ups, excess withdrawals, purchase payments, spousal continuation or contract ownership change), you can continue to withdraw up to either the GBP of $3,850 each year until the RBA is reduced to zero, or the ALP of $3,300 each year until the later of your death or the RBA is reduced to zero.

(1)	The ALP and RALP are established on the contract anniversary date following the date the covered person reaches age 65.
(2)	The $7,000 withdrawal is greater than the $5,160 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the ALP, resetting the ALP to the lesser of the prior ALP or 6% of the contract value following the withdrawal.
(3)	The $10,000 withdrawal is greater than both the $7,000 RBP allowed under the basic withdrawal benefit and the $4,200 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the GBA, RBA, and ALP. The GBA is reset to the lesser of the prior GBA or the contract value following the withdrawal. The RBA is reset to the lesser of the prior RBA less the withdrawal or the contract value following the withdrawal. The ALP is reset to the lesser of the prior ALP or 6% of the contract value following the withdrawal.

 98  RIVERSOURCE INNOVATIONS CLASSIC SELECT VARIABLE ANNUITY — PROSPECTUS

Example #2: Covered person has reached 65 at the time the contract and rider are purchased.

Assumptions:

•	You purchase the contract with a payment of $100,000.

•	You are the sole owner and also the annuitant. You are age 65.

•	You make no additional payments to the contract.

•	Automatic annual step-ups are applied each anniversary when available, where the contract value is greater than the RBA and/or 6% of the contract value is greater than the ALP. Applied annual step-ups are indicated in bold.

			Hypothetical
Contract			Assumed
Duration	Purchase	Partial	Contract	Basic Withdrawal Benefit							Lifetime Withdrawal Benefit
in Years	Payments	Withdrawals	Value	GBA		RBA		GBP	RBP		ALP		RALP

At Issue	$100,000	$ N/A	$100,000	$100,000		$100,000		$7,000	$7,000		$6,000		$6,000

1	0	0	105,000	105,000		105,000		7,350	7,000	(1)	6,300		6,000	(1)

2	0	0	110,000	110,000		110,000		7,700	7,000	(1)	6,600		6,000	(1)

3	0	0	110,000	110,000		110,000		7,700	7,700	(2)	6,600		6,600	(2)

3.5	0	6,600	110,000	110,000		103,400		7,700	1,100		6,600		0

4	0	0	115,000	115,000		115,000		8,050	8,050		6,900		6,900

4.5	0	8,050	116,000	115,000		106,950		8,050	0		6,900	(3)	0

5	0	0	120,000	120,000		120,000		8,400	8,400		7,200		7,200

5.5	0	10,000	122,000	120,000	(4)	110,000	(4)	8,400	0		7,200(4)		0

6	0	0	125,000	125,000		125,000		8,750	8,750		7,500		7,500

At this point, assuming no additional activity (step ups, excess withdrawals, purchase payments, spousal continuation or contract ownership change), you can continue to withdraw up to either the GBP of $8,750 each year until the RBA is reduced to zero, or the ALP of $7,500 each year until the later of your death or the RBA is reduced to zero.

(1)	The annual step-up has not been applied to the RBP or RALP because any withdrawal after step up during the waiting period would reverse any prior step ups prior to determining if the withdrawal is excess. Therefore, during the waiting period, the RBP is the amount you can withdraw without incurring the GBA and RBA excess withdrawal processing, and the RALP is the amount you can withdraw without incurring the ALP excess withdrawal processing.
(2)	On the third anniversary (after the end of the waiting period), the RBP and RALP are set equal to the GBP and ALP, respectively.
(3)	The $8,050 withdrawal is greater than the $6,900 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the ALP, resetting the ALP to the lesser of the prior ALP or 6% of the contract value following the withdrawal.
(4)	The $10,000 withdrawal is greater than both the $8,400 RBP allowed under the basic withdrawal benefit and the $7,200 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the GBA, RBA, and ALP. The GBA is reset to the lesser of the prior GBA or the contract value following the withdrawal. The RBA is reset to the lesser of the prior RBA less the withdrawal or the contract value following the withdrawal. The ALP is reset to the lesser of the prior ALP or 6% of the contract value following the withdrawal.

RIVERSOURCE INNOVATIONS CLASSIC SELECT VARIABLE ANNUITY — PROSPECTUS 99

Appendix G: Guarantor Withdrawal Benefit for Life® Rider —
Additional RMD Disclosure

This appendix describes our current administrative practice for determining the amount of withdrawals in any contract year which an owner may take under the Guarantor Withdrawal Benefit for Life® rider to satisfy the RMD rules under Section 401(a)(9) of the Code without application of the excess withdrawal processing described in the rider. We reserve the right to modify this administrative practice at any time upon 30 days’ written notice to you.

For owners subject to annual RMD rules under Section 401(a)(9) of the Code, the amounts you withdraw each year from this contract to satisfy these rules are not subject to excess withdrawal processing under the terms of the rider subject to the following rules and our current administrative practice:

(1)	If on the date we calculated your Annual Life Expectancy Required Minimum Distribution Amount (ALERMDA), it is greater than the RBP from the beginning of the current contract year,

•	Basic Additional Benefit Amount (BABA) will be set equal to that portion of your ALERMDA that exceeds the RBP from the beginning of the current contract year.

•	Any withdrawals taken in a contract year will count first against and reduce the RBP for that contract year.

•	Once the RBP for the current contract year has been depleted, any additional amounts withdrawn will count against and reduce the BABA. These withdrawals will not be considered excess withdrawals with regard to the GBA and RBA as long as they do not exceed the remaining BABA.

•	Once the BABA has been depleted, any additional withdrawal amounts will be considered excess withdrawals with regard to the GBA and RBA and will subject them all to the excess withdrawal processing described in the Guarantor Withdrawal Benefit for Life® rider.

(2)	If on the date we calculated your ALERMDA, it is greater than the RALP from the beginning of the current Contract Year,

•	A Lifetime Additional Benefit Amount (LABA) will be set equal to that portion of your ALERMDA that exceeds the RALP from the beginning of the current contract year.

•	Any withdrawals taken in a contract year will count first against and reduce the RALP for that contract year.

•	Once the RALP for the current contract year has been depleted, any additional amounts withdrawn will count against and reduce the LABA. These withdrawals will not be considered excess withdrawals with regard to the ALP as long as they do not exceed the remaining LABA.

•	Once the LABA has been depleted, any additional withdrawal amounts will be considered excess withdrawals with regard to the ALP and will subject the ALP to the excess withdrawal processing described by the Guarantor Withdrawal Benefit for Life® rider.

(3)	If the ALP is established on a policy anniversary where your current ALERMDA is greater than the new RALP,

•	An initial LABA will be set equal to that portion of your ALERMDA that exceeds the new RALP.

•	This new LABA will be immediately reduced by the amount that total withdrawals in the current calendar year exceed the new RALP, but shall not be reduced to less than zero.

The Annual Life Expectancy Required Minimum Distribution Amount (ALERMDA) is:

(1)	determined by us each calendar year;

(2)	based solely on the value of the contract to which the Guarantor Withdrawal Benefit for Life® rider is attached as of the date we make the determination; and

(3)	based on the company’s understanding and interpretation of the requirements for life expectancy distributions intended to satisfy the required minimum distribution rules under Code Section 401(a)(9) and the Treasury Regulations promulgated thereunder, as applicable on the effective date of this prospectus, to:

1.	an individual retirement annuity (Section 408(b));

2.	a Roth individual retirement account (Section 408A);

3.	a Simplified Employee Pension plan (Section 408(k));

4.	a tax-sheltered annuity rollover (Section 403(b)).

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In the future, the requirements under the Code for such distributions may change and the life expectancy amount calculation provided under your Guarantor Withdrawal Benefit for Life® rider may not be sufficient to satisfy the requirements under the Code for these types of distributions. In such a situation, amounts withdrawn to satisfy such distribution requirements will exceed your available RBP or RALP amount and may result in the reduction of your GBA, RBA, and/or ALP as described under the excess withdrawal provision of the rider.

In cases where the Code does not allow the life expectancy of a natural person to be used to calculate the required minimum distribution amount (e.g., ownership by a trust or a charity), we will calculate the life expectancy RMD amount calculated by us as zero in all years. The life expectancy required minimum distribution amount calculated by us will also equal zero in all years.

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Appendix H: Guarantor Withdrawal Benefit — Rider B Disclosure

GUARANTOR WITHDRAWAL BENEFIT RIDER
The Guarantor Withdrawal Benefit rider is an optional benefit that was offered for an additional annual charge if (1):

•	your contract application was signed prior to April 29, 2005(2);

•	the rider was available in your state; and

•	you and the annuitant were 79 or younger on the date the contract was issued.

(1)	The Guarantor Withdrawal Benefit is not available under an inherited qualified annuity.
(2)	In previous disclosure, we have referred to this rider as Rider B. This rider is no longer available for purchase. See the Guarantor Withdrawal Benefit for Life and Guarantor Withdrawal Benefit sections in this prospectus for information about currently offered versions of this benefit. See the rider attached to your contract for the actual terms of the benefit you purchased.

You must elect the Guarantor Withdrawal Benefit rider when you purchase your contract (original rider). This benefit may not be available in your state. The original rider you receive at contract issue offers an elective annual step-up and any withdrawal after a step up during the first three years is considered an excess withdrawal, as described below. The rider effective date of the original rider is the contract issue date.

We will offer you the option of replacing the original rider with a new Guarantor Withdrawal Benefit (enhanced rider), if available in your state. The enhanced rider offers an automatic annual step-up and a withdrawal after a step up during the first three years is not necessarily an excess withdrawal, as described below. The effective date of the enhanced rider will be the contract issue date except for the automatic step-up which will apply to contract anniversaries that occur after you accept the enhanced rider. The descriptions below apply to both the original and enhanced riders unless otherwise noted.

The Guarantor Withdrawal Benefit initially provides a guaranteed minimum withdrawal benefit that gives you the right to take limited partial withdrawals in each contract year that over time will total an amount equal to your purchase payments plus any purchase payment credits. Certain withdrawals and step ups, as described below, can cause the initial guaranteed withdrawal benefit to change. The guarantee remains in effect if your partial withdrawals in a contract year do not exceed the allowed amount. As long as your withdrawals in each contract year do not exceed the allowed amount, you will not be assessed a withdrawal charge. Under the original rider, the allowed amount is the Guaranteed Benefit Payment (GBP — the amount you may withdraw under the terms of the rider in each contract year, subject to certain restrictions prior to the third contract anniversary, as described below). Under the enhanced rider, the allowed amount is equal to 7% of purchase payments and purchase payment credits for the first three years, and the GBP in all other years.

If you withdraw an amount greater than the allowed amount in a contract year, we call this an “excess withdrawal” under the rider. If you make an excess withdrawal under the rider:

•	withdrawal charges, if applicable, will apply only to the amount of the withdrawal that exceeds the allowed amount;

•	the guaranteed benefit amount will be adjusted as described below; and

•	the remaining benefit amount will be adjusted as described below.

For a partial withdrawal that is subject to a withdrawal charge, the amount we actually deduct from your contract value will be the amount you request plus any applicable withdrawal charge (see “Charges — Withdrawal Charge”). Market value adjustments, if applicable, will also be made (see “Guarantee Period Accounts (GPAs) — Market Value Adjustment”). We pay you the amount you request. Any partial withdrawals you take under the contract will reduce the value of the death benefits (see “Benefits in Case of Death”). Upon full withdrawal of the contract, you will receive the remaining contract value less any applicable charges (see “Withdrawals”).

Once elected, the Guarantor Withdrawal Benefit rider may not be cancelled and the fee will continue to be deducted until the contract is terminated, the contract value reduces to zero (described below) or annuity payouts begin. If you select the Guarantor Withdrawal Benefit rider, you may not select an Income Assurer Benefit rider or the Accumulation Protector Benefit rider. If you exercise the annual step up election (see “Elective Step Up” and “Annual Step Up” below), the special spousal continuation step up election (see “Spousal Continuation and Special Spousal Continuation Step Up” below) or change your Portfolio Navigator model portfolio, the rider charge may change (see “Charges”).

You should consider whether the Guarantor Withdrawal Benefit is appropriate for you because:

•	Use of PN Program Required: You must participate in the asset allocation program (see “Making the Most of Your Contract — Asset Allocation Program”), however, you may elect to participate in the Portfolio Navigator program after May 1, 2006 (see “Making the Most of Your Contract — Portfolio Navigator Asset Allocation Program”). The Portfolio Navigator program and the asset allocation program limit your choice of investments. This means you will not be able to allocate contract value to all of the subaccounts, GPAs or the one-year fixed account that are available under the contract to contract owners who do not elect this rider;

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•	Tax Considerations for Non-Qualified Annuities: Withdrawals are taxable income to the extent of earnings. Withdrawals of earnings before age 59 1/2 may incur a 10% IRS early withdrawal penalty and may be considered taxable income;

•	Tax Considerations for Qualified Annuities: Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract (see “Taxes — Qualified Annuities — Required Minimum Distributions”). If you have a qualified annuity, you may need to take an RMD. If you make a withdrawal in any contract year to satisfy an RMD, this may constitute an excess withdrawal, as defined below, and the excess withdrawal procedures described below will apply. Under the terms of the enhanced rider, we allow you to satisfy the RMD based on the life expectancy RMD for your contract and the requirements of the Code and regulations in effect when you purchase your contract, without the withdrawal being treated as an excess withdrawal. It is our current administrative practice to make the same accommodation under the original rider, however, we reserve the right to modify our administrative practice and will give you 30 days’ written notice of any such change. See Appendix I for additional information. Please note that RMD rules follow the calendar year which most likely does not coincide with your contract year and therefore may limit when you can take your RMD and not be subject to excess withdrawal processing. You should consult your tax advisor before you select this optional rider if you have any questions about the use of this rider in your tax situation;

•	Limitations on TSAs: Your right to take withdrawals is restricted if your contract is a TSA (see “TSA — Special Provisions”). Therefore, the Guarantor Withdrawal Benefit rider may be of limited value to you. You should consult your tax advisor before you select this optional rider if you have any questions about the use of this rider in your tax situation;

•	Limitations on Purchase Payments: We reserve the right to limit the cumulative amount of purchase payments. For current purchase payment restrictions, please see “Buying Your Contract — Purchase Payments”.

•	Interaction with the Total Free Amount (TFA) contract provision: The TFA is the amount you are allowed to withdraw in each contract year without incurring a withdrawal charge (see “Charges — Withdrawal Charge”). The TFA may be greater than GBP under this rider. Any amount you withdraw under the contract’s TFA provision that exceeds the GBP is subject to the excess withdrawal procedures for the GBA and RBA described below.

The terms “Guaranteed Benefit Amount” and “Remaining Benefit Amount” are described below. Each is used in the operation of the GBP, the RBP, the elective step up, the annual step up, the special spousal continuation step up and the Guarantor Withdrawal Benefit annuity payout option.

Guaranteed Benefit Amount
The Guaranteed Benefit Amount (GBA) is equal to the initial purchase payment, plus any purchase payment credits, adjusted for subsequent purchase payments, any purchase payment credits, partial withdrawals in excess of the GBP, and step ups. The maximum GBA is $5,000,000.

The GBA is determined at the following times:

•	At contract issue — the GBA is equal to the initial purchase payment, plus any purchase payment credit;

•	When you make additional purchase payments — each additional purchase payment plus any purchase payment credit has its own GBA equal to the amount of the purchase payment plus any purchase payment credit. The total GBA when an additional purchase payment and purchase payment credit are added is the sum of the individual GBAs immediately prior to the receipt of the additional purchase payment, plus the GBA associated with the additional purchase payment;

•	At step up — (see “Elective Step Up” and “Annual Step Up” headings below).

•	When you make a partial withdrawal:

a)	and all of your withdrawals in the current contract year, including the current withdrawal, are less than or equal to the GBP — the GBA remains unchanged. If the partial withdrawal is taken during the first three years, the GBA and the GBP are calculated after the reversal of any prior step ups;

b)	and all of your withdrawals in the current contract year, including the current withdrawal, are greater than the GBP — the following excess withdrawal procedure will be applied to the GBA. If the partial withdrawal is taken during the first three years, the GBA and the GBP are calculated after the reversal of any prior step ups:

c)	under the original rider in a contract year after a step up but before the third contract anniversary — the following excess withdrawal procedure will be applied to the GBA. If the partial withdrawal is taken during the first three years, the GBA and the GBP are calculated after the reversal of any prior step ups:

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GBA EXCESS WITHDRAWAL PROCEDURE
The total GBA will automatically be reset to the lesser of (a) the total GBA immediately prior to the withdrawal; or (b) the contract value immediately following the withdrawal. If there have been multiple purchase payments, each payment’s GBA after the withdrawal will be reset to equal that payment’s RBA after the withdrawal plus (a) times (b), where:

(a)	is the ratio of the total GBA after the withdrawal less the total RBA after the withdrawal to the total GBA before the withdrawal less the total RBA after the withdrawal; and

(b)	is each payment’s GBA before the withdrawal less that payment’s RBA after the withdrawal.

Remaining Benefit Amount
The remaining benefit amount (RBA) at any point is the total guaranteed amount available for future partial withdrawals. The maximum RBA is $5,000,000.

The RBA is determined at the following times:

•	At contract issue — the RBA is equal to the initial purchase payment plus any purchase payment credit;

•	When you make additional purchase payments — each additional purchase payment plus any purchase payment credit has its own RBA equal to the amount of the purchase payment plus any purchase payment credit. The total RBA when an additional purchase payment and purchase payment credit are added is the sum of the individual RBAs immediately prior to the receipt of the additional purchase payment, plus the RBA associated with the additional payment;

•	At step up — (see “Elective Step Up” and “Annual Step Up” headings below).

•	When you make a partial withdrawal:

a)	and all of your withdrawals in the current contract year, including the current withdrawal, are less than or equal to the GBP — the RBA becomes the RBA immediately prior to the partial withdrawal, less the partial withdrawal. If the partial withdrawal is taken during the first three years, the RBA and the GBP are calculated after the reversal of any prior step ups;

b)	and all of your withdrawals in the current contract year, including the current withdrawal, are greater than the GBP — the following excess withdrawal procedure will be applied to the RBA. If the partial withdrawal is taken during the first three years, the RBA and the GBP are calculated after the reversal of any prior step ups;

c)	under the original rider after a step up but before the third contract anniversary — the following excess withdrawal procedure will be applied to the RBA. If the partial withdrawal is taken during the first three years, the RBA and the GBP are calculated after the reversal of any prior step ups;

RBA EXCESS WITHDRAWAL PROCEDURE
The RBA will automatically be reset to the lesser of (a) the contract value immediately following the withdrawal, or (b) the RBA immediately prior to the withdrawal, less the amount of the withdrawal.

If there have been multiple purchase payments, any reduction of the RBA will be taken out of each payment’s RBA in the following manner:

The withdrawal amount up to the remaining benefit payment (defined below) is taken out of each RBA bucket in proportion to its remaining benefit payment at the time of the withdrawal; and the withdrawal amount above the remaining benefit payment and any amount determined by the excess withdrawal procedure are taken out of each RBA bucket in proportion to its RBA at the time of the withdrawal.

Guaranteed Benefit Payment
Under the original rider, the GBP is the amount you may withdraw under the terms of the rider in each contract year, subject to certain restrictions prior to the third anniversary.

Under the enhanced rider, the GBP is the withdrawal amount that you are entitled to take each contract year after the third anniversary until the RBA is depleted.

Under both the original and enhanced riders, the GBP is the lesser of (a) 7% of the GBA; or (b) the RBA.

If you withdraw less than the GBP in a contract year, there is no carry over to the next contract year.

Remaining Benefit Payment
Under the original rider, at the beginning of each contract year, the remaining benefit payment (RBP) is set as the lesser of (a) the GBP, or (b) the RBA.

Under the enhanced rider, at the beginning of each contract year, during the first three years and prior to any withdrawal, the RBP for each purchase payment is set equal to that purchase payment plus any purchase payment credit, multiplied by 7%. At the beginning of any other contract year, each individual RBP is set equal to each individual GBP.

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Each additional purchase payment has its own RBP established equal to that payment’s GBP. The total RBP is equal to the sum of the individual RBPs.

Whenever a partial withdrawal is made, the RBP equals the RBP immediately prior to the partial withdrawal less the amount of the partial withdrawal, but not less than zero.

Elective Step Up (under the original rider only)
You have the option to increase the RBA, the GBA, the GBP and the RBP beginning with the first contract anniversary. An annual elective step up option is available for 30 days after the contract anniversary. The elective step up option allows you to step up the remaining benefit amount and guaranteed benefit amount to the contract value on the valuation date we receive your written request to step up.

The elective step up is subject to the following rules:

•	if you do not take any withdrawals during the first three contract years, you may step up annually beginning with the first contract anniversary;

•	if you take any withdrawals during the first three contract years, the annual elective step up will not be available until the third contract anniversary;

•	if you step up on the first or second contract anniversary but then take a withdrawal prior to the third contract anniversary, you will lose any prior step ups and the withdrawal will be considered an excess withdrawal subject to the GBA and RBA excess withdrawal procedures discussed under the “Guaranteed Benefit Amount” and “Remaining Benefit Amount” headings above; and

•	you may take withdrawals on or after the third contract anniversary without reversal of previous step ups.

You may only step up if your contract anniversary value is greater than the RBA. The elective step up will be determined as follows:

•	The effective date of the elective step up is the contract anniversary.

•	The RBA will be increased to an amount equal to the contract anniversary value.

•	The GBA will be increased to an amount equal to the greater of (a) the GBA immediately prior to the elective step up; or (b) the contract anniversary value.

•	The GBP will be increased to an amount equal to the greater of (a) the GBP immediately prior to the elective step up; or (b) 7% of the GBA after the elective step up.

•	The RBP will be increased to the lesser of (a) the RBA after the elective step up; or (b) the GBP after the elective step up.

You may elect a step up only once each contract year within 30 days after the contract anniversary. Once a step up has been elected, another step up may not be elected until the next contract anniversary.

Annual Step Up (under the enhanced rider only)
Beginning with the first contract anniversary after you accept the enhanced rider, an increase of the RBA, the GBA, the GBP and the RBP may be available. A step up does not create contract value, guarantee performance of any investment options, or provide a benefit that can be withdrawn or paid upon death. Rather, a step up determines the current values of the GBA, RBA, GBP, and RBP, and may extend the payment period or increase allowable payment.

The annual step up is subject to the following rules:

•	The annual step up is available when the RBA would increase on the step up date. The applicable step up date depends on whether the annual step up is applied on an automatic or elective basis.

•	If the application of the step does not increase the rider charge, the annual step up will be automatically applied to your contract and the step up date is the contract anniversary date.

•	If the application of the step up would increase the rider charge, the annual step up is not automatically applied. Instead, you have the option to step up for 30 days after the contract anniversary. If you exercise the elective annual step up option, you will pay the rider charge in effect on the step up date. If you wish to exercise the elective annual step up option, we must receive a request from you or your investment professional. The step up date is the date we receive your request to step up. If your request is received after the close of business, the step up date will be the next valuation day.

•	Only one step up is allowed each contract year.

•	If you take any withdrawals during the first three contract years, any previously applied step ups will be reversed and the annual step up will not be available until the third contract anniversary;

•	You may take withdrawals on or after the third contract anniversary without reversal of previous step ups.

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The annual step up will be determined as follows:

•	The RBA will be increased to an amount equal to the contract value on the step up date.

•	The GBA will be increased to an amount equal to the greater of (a) the GBA immediately prior to the annual step up; or (b) the contract value on the step up date.

•	The GBP will be calculated as described earlier, but based on the increased GBA and RBA.

•	The RBP will be reset as follows:

(a)	Prior to any withdrawals during the first three years, the RBP will not be affected by the step up.

(b)	At any other time, the RBP will be reset as the increased GBP less all prior withdrawals made during the current contract year, but never less than zero.

Spousal Continuation and Special Spousal Continuation Step Up
If a surviving spouse elects to continue the contract, this rider also continues. The spousal continuation step up is in addition to the elective step up or the annual step up. When a spouse elects to continue the contract, any rider feature processing particular to the first three years of the contract as described in this prospectus no longer applies. The GBA, RBA and GBP values remain unchanged. The RBP is automatically reset to the GBP less all prior withdrawals made in the current contract year, but not less than zero.

A spousal continuation step up occurs automatically when the spouse elects to continue the contract. The rider charge will not change upon this automatic step up.

Under this step up, the RBA will be reset to the greater of the RBA on the valuation date we receive the spouse’s written request to continue the contract and the death benefit that would otherwise have been paid; the GBA will be reset to the greater of the GBA on the valuation date we receive the spouse’s written request to continue the contract and the death benefit that would otherwise have been paid.

Guaranteed Withdrawal Benefit Annuity Payout Option
Several annuity payout plans are available under the contract. As an alternative to these annuity payout plans, a fixed annuity payout option is available under the Guarantor Withdrawal Benefit.

Under this option the amount payable each year will be equal to the remaining schedule of GBPs, but the total amount paid over the life of the annuity will not exceed the current total RBA at the time you begin this fixed annuity option. These annualized amounts will be paid in the frequency that you elect. The frequencies will be among those offered by us at that time but will be no less frequent than annually. If, at the death of the owner, total payments have been made for less than the RBA, the remaining payments will be paid to the beneficiary (see “The Annuity Payout Period” and “Taxes”).

This annuity payout option may also be elected by the beneficiary of a contract as a settlement option. Whenever multiple beneficiaries are designated under the contract, each such beneficiary’s share of the proceeds if they elect this option will be in proportion to their applicable designated beneficiary percentage. Beneficiaries of nonqualified contracts may elect this settlement option subject to the distribution requirements of the contract. We reserve the right to adjust the remaining schedule of GBPs if necessary to comply with the Code.

If Contract Value Reduces to Zero
If the contract value reduces to zero and the RBA remains greater than zero, the following will occur:

•	you will be paid according to the annuity payout option described above;

•	we will no longer accept additional purchase payments;

•	you will no longer be charged for the rider;

•	any attached death benefit riders will terminate; and

•	the death benefit becomes the remaining payments under the annuity payout option described above.

If the contract value falls to zero and the RBA is depleted, the Guarantor Withdrawal Benefit rider and the contract will terminate.

For an example, see Appendix J.

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Appendix I: Guarantor® Withdrawal Benefit Rider —
Additional RMD Disclosure

This appendix describes our current administrative practice for determining the amount of withdrawals in any contract year which an owner may take under the Guarantor® Withdrawal Benefit rider (including Riders A and B) to satisfy the RMD rules under 401(a)(9) of the Code without application of the excess withdrawal processing described in the rider. We reserve the right to modify this administrative practice at any time upon 30 days’ written notice to you.

For owners subject to RMD rules under Section 401(a)(9) amounts you withdraw to satisfy these rules will not prompt excess withdrawal processing, subject to the following rules:

(1)	If your Annual Life Expectancy Required Minimum Distribution Amount (ALERMDA) is greater than the RBP from the beginning of the current contract year, an Additional Benefit Amount (ABA) will be set equal to that portion of your ALERMDA that exceeds the RBP.

(2)	Any withdrawals taken in a contract year will count first against and reduce the RBP for that contract year.

(3)	Once the RBP for the current contract year has been depleted, any additional amounts withdrawn will count against and reduce any ABA. These withdrawals will not be considered excess withdrawals as long as they do not exceed the remaining ABA.

(4)	Once the ABA has been depleted, any additional withdrawal amounts will be considered excess withdrawals and will initiate the excess withdrawal processing described in the Guarantor® Withdrawal Benefit rider.

The Annual Life Expectancy Required Minimum Distribution Amount (ALERMDA) is:

(1)	determined by us each calendar year;

(2)	based solely on the value of the contract to which the Guarantor® Withdrawal Benefit rider is attached as of the date we make the determination; and

(3)	based on the company’s understanding and interpretation of the requirements for life expectancy distributions intended to satisfy the required minimum distribution rules under Section 401(a)(9) and the Treasury Regulations promulgated thereunder, as applicable, on the effective date of this prospectus to:

1. an individual retirement annuity (Section 408(b));

2. a Roth individual retirement account (Section 408A);

3. a Simplified Employee Pension plan (Section 408(k));

4. a tax-sheltered annuity rollover (Section 403(b)).

In the future, the requirements under the Code for such distributions may change and the life expectancy amount calculation provided under your Guarantor® Withdrawal Benefit rider may not be sufficient to satisfy the requirements under the Code for these types of distributions. In such a situation, amounts withdrawn to satisfy such distribution requirements will exceed your RBP amount and may result in the reduction of your GBA and RBA as described under the excess withdrawal provision of the rider.

In cases where the Code does not allow the life expectancy of a natural person to be used to calculate the required minimum distribution amount (e.g. ownership by a trust or a charity), we will calculate the life expectancy RMD amount calculated by us as zero in all years. The life expectancy required minimum distribution amount calculated by us will also equal zero in all years.

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Appendix J: Example — Guarantor® Withdrawal Benefit Rider

Example of the Guarantor® Withdrawal Benefit — This example illustrates both Rider A (see “Optional Benefits”) and Rider B (see Appendix H).

Assumption:

•	You purchase the contract with a payment of $100,000.

The Guaranteed Benefit Amount (GBA) equals your purchase payment:	$100,000
The Guaranteed Benefit Payment (GBP) equals 7% of your GBA:
0.07 × $100,000 =	$7,000
The Remaining Benefit Amount (RBA) equals your purchase payment:	$100,000
On the first contract anniversary the contract value grows to $110,000. You decide to step up your benefit.
The RBA equals 100% of your contract value:	$110,000
The GBA equals 100% of your contract value:	$110,000
The GBP equals 7% of your stepped-up GBA:
0.07 × $110,000 =	$7,700
During the fourth contract year you decide to take a partial withdrawal of $7,700.
You took a partial withdrawal equal to your GBP, so your RBA equals the prior RBA less the amount of the partial withdrawal:
$110,000 – $7,700 =	$102,300
The GBA equals the GBA immediately prior to the partial withdrawal:	$110,000
The GBP equals 7% of your GBA:
0.07 × $110,000 =	$7,700
On the fourth contract anniversary you make an additional purchase payment of $50,000.
The new RBA for the contract is equal to your prior RBA plus 100% of the additional purchase payment:
$102,300 + $50,000 =	$152,300
The new GBA for the contract is equal to your prior GBA plus 100% of the additional purchase payment:
$110,000 + $50,000 =	$160,000
The new GBP for the contract is equal to your prior GBP plus 7% of the additional purchase payment:
$7,700 + $3,500 =	$11,200
On the fifth contract anniversary your contract value grows to $200,000. You decide to step up your benefit.
The RBA equals 100% of your contract value:	$200,000
The GBA equals 100% of your contract value:	$200,000
The GBP equals 7% of your stepped-up GBA:
0.07 × $200,000 =	$14,000
During the seventh contract year your contract value grows to $230,000. You decide to take a partial withdrawal of $20,000. You took more than your GBP of $14,000 so your RBA gets reset to the lesser of:

(1) your contract value immediately following the partial withdrawal;
$230,000 – $20,000 =	$210,000
OR
(2) your prior RBA less the amount of the partial withdrawal.
$200,000 – $20,000 =	$180,000
Reset RBA = lesser of (1) or (2) =	$180,000

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The GBA gets reset to the lesser of:
(1) your prior GBA	$200,000
OR
(2) your contract value immediately following the partial withdrawal;
$230,000 – $20,000 =	$210,000
Reset GBA = lesser of (1) or (2) =	$200,000
The Reset GBP is equal to 7% of your Reset GBA:
0.07 × $200,000 =	$14,000
During the eighth contract year your contract value falls to $175,000. You decide to take a partial withdrawal of $25,000. You took more than your GBP of $14,000 so your RBA gets reset to the lesser of:

(1) your contract value immediately following the partial withdrawal;
$175,000 – $25,000 =	$150,000
OR
(2) your prior RBA less the amount of the partial withdrawal.
$180,000 – $25,000 =	$155,000
Reset RBA = lesser of (1) or (2) =	$150,000
The GBA gets reset to the lesser of:
(1) your prior GBA;	$200,000
OR
(2) your contract value immediately following the partial withdrawal;
$175,000 – $25,000 =	$150,000
Reset GBA = lesser of (1) or (2) =	$150,000
The Reset GBP is equal to 7% of your Reset GBA:
0.07 × $150,000 =	$10,500

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Appendix K: Example — Income Assurer Benefit Riders

The purpose of these examples is to illustrate the operation of the Income Assurer Benefit Riders. The examples compare payouts available under the contract’s standard annuity payout provisions with annuity payouts available under the riders based on the same set of assumptions. The contract values shown are hypothetical and do not represent past or future performance. Actual contract values may be more or less than those shown and will depend on a number of factors, including but not limited to the investment experience of the subaccounts (referred to in the riders as “protected investment options”) and the fees and charges that apply to your contract.

For each of the riders, we provide two annuity payout plan comparisons based on the hypothetical contract values we have assumed. The first comparison assumes that you select annuity payout Plan B, Life Annuity with 10 Years Certain. The second comparison assumes that you select annuity payout Plan D, Joint and Last Survivor Annuity – No Refund.

Remember that the riders require you to participate in the PN program. The riders are intended to offer protection against market volatility in the subaccounts (protected investment options). Some PN program model portfolios or investment options include protected investment options and excluded investment options (Columbia Variable Portfolio – Cash Management Fund, and if available under the contract, GPAs and/or the one-year fixed account). Excluded investment options are not included in calculating the 5% variable account floor under the Income Assurer Benefit – 5% Accumulation Benefit Base rider and the Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base riders. Because the examples which follow are based on hypothetical contract values, they do not factor in differences in PN program investment options.

Assumptions:

•	You purchase the contract during the 2006 calendar year with a payment of $100,000; and

•	you invest all contract value in the subaccounts (protected investment options); and

•	you make no additional purchase payments, partial withdrawals or changes in PN program investment options; and

•	the annuitant is male and age 55 at contract issue; and

•	the joint annuitant is female and age 55 at contract issue.

Example — Income Assurer Benefit® – MAV

Based on the above assumptions and taking into account fluctuations in contract value due to market conditions, we calculate the guaranteed income benefit base as:

	Assumed		Maximum	Guaranteed
Contract	Contract	Purchase	Anniversary	Income
Anniversary	Value	Payments	Value (MAV)(1)	Benefit Base – MAV(2)

1	$108,000	$100,000	$108,000	$108,000
2	125,000	none	125,000	125,000
3	132,000	none	132,000	132,000
4	150,000	none	150,000	150,000
5	85,000	none	150,000	150,000
6	121,000	none	150,000	150,000
7	139,000	none	150,000	150,000
8	153,000	none	153,000	153,000
9	140,000	none	153,000	153,000
10	174,000	none	174,000	174,000
11	141,000	none	174,000	174,000
12	148,000	none	174,000	174,000
13	208,000	none	208,000	208,000
14	198,000	none	208,000	208,000
15	203,000	none	208,000	208,000

(1)	The MAV is limited after age 81, but the guaranteed income benefit base may increase if the contract value increases.
(2)	The Guaranteed Income Benefit Base – MAV is a calculated number, not an amount that can be withdrawn. The Guaranteed Income Benefit Base – MAV does not create contract value or guarantee the performance of any investment option.

 110  RIVERSOURCE INNOVATIONS CLASSIC SELECT VARIABLE ANNUITY — PROSPECTUS

Plan B – Life Annuity with 10 Years Certain
If you annuitize the contract within 30 days after the illustrated contract anniversary, the minimum monthly income payment under a fixed annuity option (which is the same for the first year of a variable annuity option) on Plan B – Life Annuity with 10 Years Certain would be:

	Standard Provisions			IAB – MAV Provisions

Contract		New Table(1)	Old Table(1)		New Table(1)	Old Table(1)
Anniversary	Assumed	Plan B – Life with	Plan B – Life with	IAB – MAV	Plan B – Life with	Plan B – Life with
at Exercise	Contract Value	10 Years Certain(2)	10 Years Certain(2)	Benefit Base	10 Years Certain(2)	10 Years Certain(2)

10	$174,000	$772.56	$774.30	$174,000	$772.56	$774.30
11	141,000	641.55	642.96	174,000	791.70	793.44
12	148,000	691.16	692.64	174,000	812.58	814.32
13	208,000	996.32	998.40	208,000	996.32	998.40
14	198,000	974.16	976.14	208,000	1,023.36	1,025.44
15	203,000	1,025.15	1,027.18	208,000	1,050.40	1,052.48

(1)	Effective May 1, 2006, we began calculating fixed annuity payments under this rider using the guaranteed annuity purchase rates based on the “2000 Individual Annuitant Mortality Table A” (New Table), subject to state approval. Previously, our calculations were based on the “1983 Individual Annuity Mortality Table A” (Old Table). If you purchased a contract prior to May 1, 2006, the references to Old Table apply to your contract. If you purchased a contract on or after May 1, 2006, the table used under rider depends on which state you live in. Ask your investment professional which version of the rider, if any, is available in your state.
(2)	The monthly annuity payments illustrated under the standard annuity payout provisions of the contract and for the riders are computed using the rates guaranteed in Table B of the contract. These are the minimum amounts that could be paid under the standard annuity payout provisions of the contract based on the above assumptions. Annuity payouts under the standard annuity payout provisions of the contract when based on our current annuity payout rates (which are generally higher than the rates guaranteed in Table B of the contract) may be greater than the annuity payouts under the riders, which are always based on the rates guaranteed in Table B of the contract. If the annuity payouts under the standard contract provisions are more favorable than the payouts available under the rider, you will receive the higher standard payout.

Plan D – Joint and Last Survivor Life Annuity – No Refund
If you annuitize the contract within 30 days after the illustrated contract anniversary, the minimum monthly income payment under a fixed annuity option (which is the same for the first year of a variable annuity option) on Plan D – Joint and Last Survivor Life Annuity – No Refund would be:

	Standard Provisions			IAB – MAV Provisions

Contract		New Table(1)	Old Table(1)		New Table(1)	Old Table(1)
Anniversary	Assumed	Plan D – Last	Plan D – Last	IAB – MAV	Plan D – Last	Plan D – Last
at Exercise	Contract Value	Survivor No Refund(2)	Survivor No Refund(2)	Benefit Base	Survivor No Refund(2)	Survivor No Refund(2)

10	$174,000	$629.88	$622.92	$174,000	$629.88	$622.92
11	141,000	521.70	516.06	174,000	643.80	636.84
12	148,000	559.44	553.52	174,000	657.72	650.76
13	208,000	807.04	796.64	208,000	807.04	796.64
14	198,000	786.06	778.14	208,000	825.76	817.44
15	203,000	826.21	818.09	208,000	846.56	838.24

(1)	Effective May 1, 2006, we began calculating fixed annuity payments under this rider using the guaranteed annuity purchase rates based on the “2000 Individual Annuitant Mortality Table A” (New Table), subject to state approval. Previously, our calculations were based on the “1983 Individual Annuity Mortality Table A” (Old Table). If you purchased a contract prior to May 1, 2006, the references to Old Table apply to your contract. If you purchased a contract on or after May 1, 2006, the table used under rider depends on which state you live in. Ask your investment professional which version of the rider, if any, is available in your state.
(2)	The monthly annuity payments illustrated under the standard annuity payout provisions of the contract and for the riders are computed using the rates guaranteed in Table B of the contract. These are the minimum amounts that could be paid under the standard annuity payout provisions of the contract based on the above assumptions. Annuity payouts under the standard annuity payout provisions of the contract when based on our current annuity payout rates (which are generally higher than the rates guaranteed in Table B of the contract) may be greater than the annuity payouts under the riders, which are always based on the rates guaranteed in Table B of the contract. If the annuity payouts under the standard contract provisions are more favorable than the payouts available under the rider, you will receive the higher standard payout.

NOTE: In the above examples, if you elected to begin receiving annuity payouts within 30 days after the 10th or the 13th contract anniversary, you would not benefit from the rider because the monthly annuity payout in these examples is the same as under the standard provisions of the contract. Because the examples are based on assumed contract values, not actual investment results, you should not conclude from the examples that the riders will provide higher payments more frequently than the standard provisions of the contract.

RIVERSOURCE INNOVATIONS CLASSIC SELECT VARIABLE ANNUITY — PROSPECTUS 111

Example – Income Assurer Benefit® – 5% Accumulation Benefit Base

Based on the above assumptions and taking into account fluctuations in contract value due to market conditions, we calculate the guaranteed income benefit base as:

				Guaranteed
				Income
	Assumed			Benefit Base –
Contract	Contract	Purchase	5% Accumulation	5% Accumulation
Anniversary	Value	Payments	Benefit Base(1)	Benefit Base(2)

1	$108,000	$100,000	$105,000	$108,000
2	125,000	none	110,250	125,000
3	132,000	none	115,763	132,000
4	150,000	none	121,551	150,000
5	85,000	none	127,628	127,628
6	121,000	none	134,010	134,010
7	139,000	none	140,710	140,710
8	153,000	none	147,746	153,000
9	140,000	none	155,133	155,133
10	174,000	none	162,889	174,000
11	141,000	none	171,034	171,034
12	148,000	none	179,586	179,586
13	208,000	none	188,565	208,000
14	198,000	none	197,993	198,000
15	203,000	none	207,893	207,893

(1)	The 5% Accumulation Benefit Base value is limited after age 81, but the guaranteed income benefit base may increase if the contract value increases.
(2)	The Guaranteed Income Benefit Base – 5% Accumulation Benefit Base is a calculated number, not an amount that can be withdrawn. The Guaranteed Income Benefit Base – 5% Accumulation Benefit Base does not create contract value or guarantee the performance of any investment option.

Plan B – Life Annuity with 10 Years Certain
If you annuitize the contract within 30 days after the illustrated contract anniversary, the minimum monthly income payment under a fixed annuity option (which is the same for the first year of a variable annuity option) on Plan B – Life Annuity with 10 Years Certain would be:

	Standard Provisions			IAB – 5% RF Provisions

Contract		New Table(1)	Old Table(1)		New Table(1)	Old Table(1)
Anniversary	Assumed	Plan B – Life with	Plan B – Life with	IAB – 5% RF	Plan B – Life with	Plan B – Life with
at Exercise	Contract Value	10 Years Certain(2)	10 Years Certain(2)	Benefit Base	10 Years Certain(2)	10 Years Certain(2)

10	$174,000	$772.56	$774.30	$174,000	$772.56	$774.30
11	141,000	641.55	642.96	171,034	778.20	779.91
12	148,000	691.16	692.64	179,586	838.66	840.46
13	208,000	996.32	998.40	208,000	996.32	998.40
14	198,000	974.16	976.14	198,000	974.16	976.14
15	203,000	1,025.15	1,027.18	207,893	1,049.86	1,051.94

(1)	Effective May 1, 2006, we began calculating fixed annuity payments under this rider using the guaranteed annuity purchase rates based on the “2000 Individual Annuitant Mortality Table A” (New Table), subject to state approval. Previously, our calculations were based on the “1983 Individual Annuity Mortality Table A” (Old Table). If you purchased a contract prior to May 1, 2006, the references to Old Table apply to your contract. If you purchased a contract on or after May 1, 2006, the table used under rider depends on which state you live in. Ask your investment professional which version of the rider, if any, is available in your state.
(2)	The monthly annuity payments illustrated under the standard annuity payout provisions of the contract and for the riders are computed using the rates guaranteed in Table B of the contract. These are the minimum amounts that could be paid under the standard annuity payout provisions of the contract based on the above assumptions. Annuity payouts under the standard annuity payout provisions of the contract when based on our current annuity payout rates (which are generally higher than the rates guaranteed in Table B of the contract) may be greater than the annuity payouts under the riders, which are always based on the rates guaranteed in Table B of the contract. If the annuity payouts under the standard contract provisions are more favorable than the payouts available under the rider, you will receive the higher standard payout.

 112  RIVERSOURCE INNOVATIONS CLASSIC SELECT VARIABLE ANNUITY — PROSPECTUS

Plan D – Joint and Last Survivor Life Annuity – No Refund
If you annuitize the contract within 30 days after the illustrated contract anniversary, the minimum monthly income payment under a fixed annuity option (which is the same for the first year of a variable annuity option) on Plan D – Joint and Last Survivor Life Annuity – No Refund would be:

	Standard Provisions			IAB – 5% RF Provisions

Contract		New Table(1)	Old Table(1)		New Table(1)	Old Table(1)
Anniversary	Assumed	Plan D – Last	Plan D – Last	IAB – 5% RF	Plan D – Last	Plan D – Last
at Exercise	Contract Value	Survivor No Refund(2)	Survivor No Refund(2)	Benefit Base	Survivor No Refund(2)	Survivor No Refund(2)

10	$174,000	$629.88	$622.92	$174,000	$629.88	$622.92
11	141,000	521.70	516.06	171,034	632.83	625.98
12	148,000	559.44	553.52	179,586	678.83	671.65
13	208,000	807.04	796.64	208,000	807.04	796.64
14	198,000	786.06	778.14	198,000	786.06	778.14
15	203,000	826.21	818.09	207,893	846.12	837.81

(1)	Effective May 1, 2006, we began calculating fixed annuity payments under this rider using the guaranteed annuity purchase rates based on the “2000 Individual Annuitant Mortality Table A” (New Table), subject to state approval. Previously, our calculations were based on the “1983 Individual Annuity Mortality Table A” (Old Table). If you purchased a contract prior to May 1, 2006, the references to Old Table apply to your contract. If you purchased a contract on or after May 1, 2006, the table used under rider depends on which state you live in. Ask your investment professional which version of the rider, if any, is available in your state.
(2)	The monthly annuity payments illustrated under the standard annuity payout provisions of the contract and for the riders are computed using the rates guaranteed in Table B of the contract. These are the minimum amounts that could be paid under the standard annuity payout provisions of the contract based on the above assumptions. Annuity payouts under the standard annuity payout provisions of the contract when based on our current annuity payout rates (which are generally higher than the rates guaranteed in Table B of the contract) may be greater than the annuity payouts under the riders, which are always based on the rates guaranteed in Table B of the contract. If the annuity payouts under the standard contract provisions are more favorable than the payouts available under the rider, you will receive the higher standard payout.

NOTE: In the above examples, if you elected to begin receiving annuity payouts within 30 days after the 10th, 13th or the 14th contract anniversary, you would not benefit from the rider because the monthly annuity payout in these examples is the same as under the standard provisions of the contract. Because the examples are based on assumed contract values, not actual investment results, you should not conclude from the examples that the riders will provide higher payments more frequently than the standard provisions of the contract.

Example — Income Assurer Benefit® – Greater of MAV or 5% Accumulation Benefit Base

Based on the above assumptions and taking into account fluctuations in contract value due to market conditions, we calculate the guaranteed income benefit base as:

					Guaranteed
					Income
					Benefit Base –
					Greater of
	Assumed		Maximum		MAV or 5%
Contract	Contract	Purchase	Anniversary	5% Accumulation	Accumulation
Anniversary	Value	Payments	Value(1)	Benefit Base(1)	Benefit Base(2)

1	$108,000	$100,000	$108,000	$105,000	$108,000
2	125,000	none	125,000	110,250	125,000
3	132,000	none	132,000	115,763	132,000
4	150,000	none	150,000	121,551	150,000
5	85,000	none	150,000	127,628	150,000
6	121,000	none	150,000	134,010	150,000
7	139,000	none	150,000	140,710	150,000
8	153,000	none	153,000	147,746	153,000
9	140,000	none	153,000	155,133	155,133
10	174,000	none	174,000	162,889	174,000
11	141,000	none	174,000	171,034	174,000
12	148,000	none	174,000	179,586	179,586
13	208,000	none	208,000	188,565	208,000
14	198,000	none	208,000	197,993	208,000
15	203,000	none	208,000	207,893	208,000

(1)	The MAV and 5% Accumulation Benefit Base are limited after age 81, but the guaranteed income benefit base may increase if the contract value increases.
(2)	The Guaranteed Income Benefit Base – Greater of MAV or 5% Accumulation Benefit Base is a calculated number, not an amount that can be withdrawn. The Guaranteed Income Benefit Base – Greater of MAV or 5% Accumulation Benefit Base does not create contract value or guarantee the performance of any investment option.

RIVERSOURCE INNOVATIONS CLASSIC SELECT VARIABLE ANNUITY — PROSPECTUS 113

Plan B – Life Annuity with 10 Years Certain
If you annuitize the contract within 30 days after the illustrated contract anniversary, the minimum monthly income payment under a fixed annuity option (which is the same for the first year of a variable annuity option) on Plan B – Life Annuity with 10 Years Certain would be:

	Standard Provisions			IAB – Max Provisions

Contract		New Table(1)	Old Table(1)		New Table(1)	Old Table(1)
Anniversary	Assumed	Plan B – Life with	Plan B – Life with	IAB – Max	Plan B – Life with	Plan B – Life with
at Exercise	Contract Value	10 Years Certain(2)	10 Years Certain(2)	Benefit Base	10 Years Certain(2)	10 Years Certain(2)

10	$174,000	$772.56	$774.30	$174,000	$772.56	$774.30
11	141,000	641.55	642.96	174,000	791.70	793.44
12	148,000	691.16	692.64	179,586	838.66	840.46
13	208,000	996.32	998.40	208,000	996.32	998.40
14	198,000	974.16	976.14	208,000	1,023.36	1,025.44
15	203,000	1,025.15	1,027.18	208,000	1,050.40	1,052.48

(1)	Effective May 1, 2006, we began calculating fixed annuity payments under this rider using the guaranteed annuity purchase rates based on the “2000 Individual Annuitant Mortality Table A” (New Table), subject to state approval. Previously, our calculations were based on the “1983 Individual Annuity Mortality Table A” (Old Table). If you purchased a contract prior to May 1, 2006, the references to Old Table apply to your contract. If you purchased a contract on or after May 1, 2006, the table used under rider depends on which state you live in. Ask your investment professional which version of the rider, if any, is available in your state.
(2)	The monthly annuity payments illustrated under the standard annuity payout provisions of the contract and for the riders are computed using the rates guaranteed in Table B of the contract. These are the minimum amounts that could be paid under the standard annuity payout provisions of the contract based on the above assumptions. Annuity payouts under the standard annuity payout provisions of the contract when based on our current annuity payout rates (which are generally higher than the rates guaranteed in Table B of the contract) may be greater than the annuity payouts under the riders, which are always based on the rates guaranteed in Table B of the contract. If the annuity payouts under the standard contract provisions are more favorable than the payouts available under the rider, you will receive the higher standard payout.

Plan D – Joint and Last Survivor Life Annuity – No Refund
If you annuitize the contract within 30 days after the illustrated contract anniversary, the minimum monthly income payment under a fixed annuity option (which is the same for the first year of a variable annuity option) on Plan D – Joint and Last Survivor Life Annuity – No Refund would be:

	Standard Provisions			IAB – Max Provisions

Contract		New Table(1)	Old Table(1)		New Table(1)	Old Table(1)
Anniversary	Assumed	Plan D – Last	Plan D – Last	IAB – Max	Plan D – Last	Plan D – Last
at Exercise	Contract Value	Survivor No Refund(2)	Survivor No Refund(2)	Benefit Base	Survivor No Refund(2)	Survivor No Refund(2)

10	$174,000	$629.88	$622.92	$174,000	$629.88	$622.92
11	141,000	521.70	516.06	174,000	643.80	636.84
12	148,000	559.44	553.52	179,586	678.83	671.65
13	208,000	807.04	796.64	208,000	807.04	796.64
14	198,000	786.06	778.14	208,000	825.76	817.44
15	203,000	826.21	818.09	208,000	846.56	838.24

(1)	Effective May 1, 2006, we began calculating fixed annuity payments under this rider using the guaranteed annuity purchase rates based on the “2000 Individual Annuitant Mortality Table A” (New Table), subject to state approval. Previously, our calculations were based on the “1983 Individual Annuity Mortality Table A” (Old Table). If you purchased a contract prior to May 1, 2006, the references to Old Table apply to your contract. If you purchased a contract on or after May 1, 2006, the table used under rider depends on which state you live in. Ask your investment professional which version of the rider, if any, is available in your state.
(2)	The monthly annuity payments illustrated under the standard annuity payout provisions of the contract and for the riders are computed using the rates guaranteed in Table B of the contract. These are the minimum amounts that could be paid under the standard annuity payout provisions of the contract based on the above assumptions. Annuity payouts under the standard annuity payout provisions of the contract when based on our current annuity payout rates (which are generally higher than the rates guaranteed in Table B of the contract) may be greater than the annuity payouts under the riders, which are always based on the rates guaranteed in Table B of the contract. If the annuity payouts under the standard contract provisions are more favorable than the payouts available under the rider, you will receive the higher standard payout.

NOTE: In the above examples, if you elected to begin receiving annuity payouts within 30 days after the 10th or the 13th contract anniversary, you would not benefit from the rider because the monthly annuity payout in these examples is the same as under the standard provisions of the contract. Because the examples are based on assumed contract values, not actual investment results, you should not conclude from the examples that the riders will provide higher payments more frequently than the standard provisions of the contract.

 114  RIVERSOURCE INNOVATIONS CLASSIC SELECT VARIABLE ANNUITY — PROSPECTUS

Appendix L : Example — Benefit Protector® Death Benefit Rider

Example of the Benefit Protector®

Assumptions:

•	You purchase the contract with a payment of $100,000 and you and the annuitant are under age 70; and

•	You select the MAV Death Benefit and the 7-year withdrawal charge schedule.

During the first contract year the contract value grows to $105,000. The death benefit under the MAV Death Benefit equals the contract value, or $105,000. You have not reached the first contract anniversary so the Benefit Protector® does not provide any additional benefit at this time.

On the first contract anniversary the contract value grows to $110,000. The death benefit equals:
MAV Death Benefit (contract value):	$110,000
plus the Benefit Protector® benefit which equals 40% of earnings at death (MAV Death Benefit minus payments not previously withdrawn):
0.40 × ($110,000 – $100,000) =	+4,000

Total death benefit of:	$114,000
On the second contract anniversary the contract value falls to $105,000. The death benefit equals:
MAV Death Benefit (MAV):	$110,000
plus the Benefit Protector® benefit (40% of earnings at death):
0.40 × ($110,000 – $100,000) =	+4,000

Total death benefit of:	$114,000
During the third contract year the contract value remains at $105,000 and you request a partial withdrawal of $50,000, including the applicable 7% withdrawal charges. We will withdraw $10,500 from your contract value free of charge (10% of your prior anniversary’s contract value). The remainder of the withdrawal is subject to a 7% withdrawal charge because your payment is in the third year of the withdrawal charge schedule, so we will withdraw $39,500 ($36,735 + $2,765 in withdrawal charges) from your contract value. Altogether, we will withdraw $50,000 and pay you $47,235. We calculate purchase payments not previously withdrawn as $100,000 – $45,000 = $55,000 (remember that $5,000 of the partial withdrawal is contract earnings). The death benefit equals:

MAV Death Benefit (MAV adjusted for partial withdrawals):	$57,619
plus the Benefit Protector® benefit (40% of earnings at death):
0.40 × ($57,619 – $55,000) =	+1,048

Total death benefit of:	$58,667
On the third contract anniversary the contract value falls to $40,000. The death benefit equals the previous death benefit. The reduction in contract value has no effect.
On the ninth contract anniversary the contract value grows to a new high of $200,000. Earnings at death reaches its maximum of 250% of purchase payments not previously withdrawn that are one or more years old. The death benefit equals:

MAV Death Benefit (contract value):	$200,000
plus the Benefit Protector® benefit (40% of earnings at death, up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old)	+55,000

Total death benefit of:	$255,000
During the tenth contract year you make an additional purchase payment of $50,000. Your new contract value is now $250,000. The new purchase payment is less than one year old and so it has no effect on the Benefit Protector® value. The death benefit equals:

MAV Death Benefit (contract value):	$250,000
plus the Benefit Protectorsm benefit (40% of earnings at death, up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old)	+55,000

Total death benefit of:	$305,000
During the eleventh contract year the contract value remains $250,000 and the “new” purchase payment is one year old and the value of the Benefit Protector® changes. The death benefit equals:
MAV Death Benefit (contract value):	$250,000
plus the Benefit Protector® benefit (40% of earnings at death up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old)
0.40 × ($250,000 – $105,000) =	+58,000

Total death benefit of:	$308,000

RIVERSOURCE INNOVATIONS CLASSIC SELECT VARIABLE ANNUITY — PROSPECTUS 115

Appendix M: Example — Benefit Protector Plus Death Benefit Rider

Example of the Benefit Protector®Plus

Assumptions:

•	You purchase the contract with a payment of $100,000 and you and the annuitant are under age 70; and

•	You select the MAV Death Benefit and the 7-year withdrawal charge schedule.

During the first contract year the contract value grows to $105,000. The death benefit equals the MAV Death Benefit, which is the contract value, or $105,000. You have not reached the first contract anniversary so the Benefit Protector Plus does not provide any additional benefit at this time.

On the first contract anniversary the contract value grows to $110,000. You have not reached the second contract anniversary so the Benefit Protector Plus does not provide any additional benefit beyond what is provided by the Benefit Protector at this time. The death benefit equals:

MAV Death Benefit (contract value):	$110,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death
(MAV rider minus payments not previously withdrawn):
0.40 × ($110,000 — $100,000) =	+4,000

Total death benefit of:	$114,000
On the second contract anniversary the contract value falls to $105,000. The death benefit equals:
MAV Death Benefit (MAV):	$110,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death:
0.40 × ($110,000 — $100,000) =	+4,000
plus 10% of purchase payments made within 60 days of contract issue
and not previously withdrawn: 0.10 × $100,000 =	+10,000

Total death benefit of:	$124,000
During the third contract year the contract value remains at $105,000 and you request a partial withdrawal of $50,000, including the applicable 7% withdrawal charge. We will withdraw $10,500 from your contract value free of charge (10% of your prior anniversary’s contract value). The remainder of the withdrawal is subject to a 7% withdrawal charge because your payment is in the third year of the withdrawal charge schedule, so we will withdraw $39,500 ($36,735 + $2,765 in withdrawal charges) from your contract value. Altogether, we will withdraw $50,000 and pay you $47,235. We calculate purchase payments not previously withdrawn as $100,000 – $45,000 = $55,000 (remember that $5,000 of the partial withdrawal is contract earnings). The death benefit equals:

MAV Death Benefit (MAV adjusted for partial withdrawals):	$57,619
plus the Benefit Protector Plus benefit which equals 40% of earnings at death:
0.40 × ($57,619 – $55,000) =	+1,048
plus 10% of purchase payments made within 60 days of contract
issue and not previously withdrawn: 0.10 × $55,000 =	+5,500

Total death benefit of:	$64,167
On the third contract anniversary the contract value falls to $40,000. The death benefit equals the previous death benefit. The reduction in contract value has no effect.
On the ninth contract anniversary the contract value grows to a new high of $200,000. Earnings at death reaches its maximum of 250% of purchase payments not previously withdrawn that are one or more years old. Because we are beyond the fourth contract anniversary the Benefit Protector Plus also reaches its maximum of 20%. The death benefit equals:

MAV Death Benefit (contract value):	$200,000
plus the Benefit Protector Plus benefit which equals
40% of earnings at death, up to a maximum of 100%
of purchase payments not previously withdrawn
that are one or more years old	+55,000
plus 20% of purchase payments made within 60 days of
contract issue and not previously withdrawn: 0.20 × $55,000 =	+11,000

Total death benefit of:	$266,000

 116  RIVERSOURCE INNOVATIONS CLASSIC SELECT VARIABLE ANNUITY — PROSPECTUS

On the tenth contract anniversary you make an additional purchase payment of $50,000. Your new contract value is now $250,000. The new purchase payment is less than one year old and so it has no effect on the Benefit Protector Plus value. The death benefit equals:

MAV Death Benefit (contract value):	$250,000
plus the Benefit Protector Plus benefit which equals
40% of earnings at death, up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old	+55,000
plus 20% of purchase payments made within 60 days of
contract issue and not previously withdrawn: 0.20 × $55,000 =	+11,000

Total death benefit of:	$316,000
During the eleventh contract year the contract value remains $250,000 and the “new” purchase payment is one year old. The value of the Benefit Protector Plus remains constant. The death benefit equals:

MAV Death Benefit (contract value):	$250,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death
(MAV rider minus payments not previously withdrawn):
0.40 × ($250,000 – $105,000) =	+58,000
plus 20% of purchase payments made within 60 days of contract issue
and not previously withdrawn: 0.20 × $55,000 =	+11,000

Total death benefit of:	$319,000

RIVERSOURCE INNOVATIONS CLASSIC SELECT VARIABLE ANNUITY — PROSPECTUS 117

Appendix N: Condensed Financial Information (Unaudited)

The following tables give per-unit information about the financial history of the subaccounts representing the lowest and highest total annual variable account expense combinations. The date in which operations commenced in each subaccount is noted in parentheses. The SAI contains tables that give per-unit information about the financial history of each existing subaccount. We have not provided this information for subaccounts (if any) that were not available under your contract as of Dec. 31, 2012. You may obtain a copy of the SAI without charge by contacting us at the telephone number or address listed on the first page of the prospectus.

Variable account charges of 1.05% of the daily net assets of the variable account.
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006

AllianceBernstein VPS Balanced Wealth Strategy Portfolio (Class B) (09/26/2008)
Accumulation unit value at beginning of period	$1.06	$1.11	$1.01	$0.82	$1.00	—	—
Accumulation unit value at end of period	$1.19	$1.06	$1.11	$1.01	$0.82	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—

AllianceBernstein VPS Global Thematic Growth Portfolio (Class B) (05/01/2007)
Accumulation unit value at beginning of period	$0.81	$1.07	$0.91	$0.60	$1.16	$1.00	—
Accumulation unit value at end of period	$0.91	$0.81	$1.07	$0.91	$0.60	$1.16	—
Number of accumulation units outstanding at end of period (000 omitted)	4	10	10	10	—	—	—

AllianceBernstein VPS Growth and Income Portfolio (Class B) (05/01/2006)
Accumulation unit value at beginning of period	$0.94	$0.89	$0.80	$0.67	$1.15	$1.11	$1.00
Accumulation unit value at end of period	$1.09	$0.94	$0.89	$0.80	$0.67	$1.15	$1.11
Number of accumulation units outstanding at end of period (000 omitted)	61	64	71	36	20	9	3

AllianceBernstein VPS International Value Portfolio (Class B) (05/01/2006)
Accumulation unit value at beginning of period	$0.59	$0.74	$0.72	$0.54	$1.17	$1.12	$1.00
Accumulation unit value at end of period	$0.67	$0.59	$0.74	$0.72	$0.54	$1.17	$1.12
Number of accumulation units outstanding at end of period (000 omitted)	178	190	193	14,182	15,838	6,819	2,227

American Century VP Inflation Protection, Class II (05/01/2006)
Accumulation unit value at beginning of period	$1.35	$1.22	$1.17	$1.08	$1.10	$1.02	$1.00
Accumulation unit value at end of period	$1.43	$1.35	$1.22	$1.17	$1.08	$1.10	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	23	130	—	—	—	—	—

American Century VP International, Class II (05/01/2006)
Accumulation unit value at beginning of period	$0.89	$1.02	$0.91	$0.69	$1.26	$1.08	$1.00
Accumulation unit value at end of period	$1.06	$0.89	$1.02	$0.91	$0.69	$1.26	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—

American Century VP Mid Cap Value, Class II (05/01/2007)
Accumulation unit value at beginning of period	$1.00	$1.02	$0.86	$0.67	$0.90	$1.00	—
Accumulation unit value at end of period	$1.15	$1.00	$1.02	$0.86	$0.67	$0.90	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—

American Century VP Ultra®, Class II (05/01/2006)
Accumulation unit value at beginning of period	$1.02	$1.02	$0.89	$0.67	$1.15	$0.97	$1.00
Accumulation unit value at end of period	$1.14	$1.02	$1.02	$0.89	$0.67	$1.15	$0.97
Number of accumulation units outstanding at end of period (000 omitted)	9	8	8	11	11	22	4,219

American Century VP Value, Class II (05/01/2006)
Accumulation unit value at beginning of period	$1.00	$1.01	$0.90	$0.76	$1.05	$1.12	$1.00
Accumulation unit value at end of period	$1.14	$1.00	$1.01	$0.90	$0.76	$1.05	$1.12
Number of accumulation units outstanding at end of period (000 omitted)	2	6	6	7	—	—	—

ClearBridge Variable Small Cap Growth Portfolio – Class I (05/01/2007)
Accumulation unit value at beginning of period	$1.07	$1.06	$0.86	$0.61	$1.03	$1.00	—
Accumulation unit value at end of period	$1.26	$1.07	$1.06	$0.86	$0.61	$1.03	—
Number of accumulation units outstanding at end of period (000 omitted)	4	4	9	20	—	—	—

Columbia Variable Portfolio – Cash Management Fund (Class 3) (05/01/2006)
Accumulation unit value at beginning of period	$1.04	$1.05	$1.07	$1.07	$1.06	$1.02	$1.00
Accumulation unit value at end of period	$1.03	$1.04	$1.05	$1.07	$1.07	$1.06	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	227	204	344	6,729	1,399	321	67

Columbia Variable Portfolio – Diversified Bond Fund (Class 3) (05/01/2006)
Accumulation unit value at beginning of period	$1.29	$1.22	$1.14	$1.01	$1.09	$1.04	$1.00
Accumulation unit value at end of period	$1.37	$1.29	$1.22	$1.14	$1.01	$1.09	$1.04
Number of accumulation units outstanding at end of period (000 omitted)	313	341	374	36,842	27,863	19,798	8,562

 118  RIVERSOURCE INNOVATIONS CLASSIC SELECT VARIABLE ANNUITY — PROSPECTUS

Variable account charges of 1.05% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3) (05/01/2006)
Accumulation unit value at beginning of period	$0.92	$0.98	$0.84	$0.67	$1.14	$1.06	$1.00
Accumulation unit value at end of period	$1.03	$0.92	$0.98	$0.84	$0.67	$1.14	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	237	271	304	38,327	27,148	12,478	5,812

Columbia Variable Portfolio – Emerging Markets Fund (Class 3) (05/01/2006)
Accumulation unit value at beginning of period	$1.13	$1.45	$1.22	$0.71	$1.55	$1.13	$1.00
Accumulation unit value at end of period	$1.35	$1.13	$1.45	$1.22	$0.71	$1.55	$1.13
Number of accumulation units outstanding at end of period (000 omitted)	105	118	124	6,961	8,276	3,593	1,590

Columbia Variable Portfolio – High Income Fund (Class 2)* (05/01/2006)
Accumulation unit value at beginning of period	$1.33	$1.26	$1.14	$0.80	$1.08	$1.07	$1.00
Accumulation unit value at end of period	$1.52	$1.33	$1.26	$1.14	$0.80	$1.08	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	41	42	43	35	18	27	1,524
*Columbia Variable Portfolio – High Income Fund (Class 2) is scheduled to be merged into Columbia Variable Portfolio – Income Opportunities Fund (Class 2) on April 29, 2013.

Columbia Variable Portfolio – High Yield Bond Fund (Class 3) (05/01/2006)
Accumulation unit value at beginning of period	$1.42	$1.36	$1.20	$0.79	$1.07	$1.06	$1.00
Accumulation unit value at end of period	$1.63	$1.42	$1.36	$1.20	$0.79	$1.07	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	5	6	7	477	490	517	761

Columbia Variable Portfolio – Income Opportunities Fund (Class 3) (05/01/2006)
Accumulation unit value at beginning of period	$1.42	$1.35	$1.21	$0.86	$1.07	$1.05	$1.00
Accumulation unit value at end of period	$1.61	$1.42	$1.35	$1.21	$0.86	$1.07	$1.05
Number of accumulation units outstanding at end of period (000 omitted)	135	154	173	20,105	10,342	7,039	2,214

Columbia Variable Portfolio – International Opportunity Fund (Class 3) (05/01/2006)
Accumulation unit value at beginning of period	$0.86	$1.00	$0.88	$0.70	$1.19	$1.07	$1.00
Accumulation unit value at end of period	$1.01	$0.86	$1.00	$0.88	$0.70	$1.19	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—

Columbia Variable Portfolio – Large Cap Growth Fund (Class 3) (05/01/2006)
Accumulation unit value at beginning of period	$0.89	$0.93	$0.80	$0.59	$1.08	$1.05	$1.00
Accumulation unit value at end of period	$1.06	$0.89	$0.93	$0.80	$0.59	$1.08	$1.05
Number of accumulation units outstanding at end of period (000 omitted)	—	—	9	24	1,417	997	—

Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3) (05/01/2006)
Accumulation unit value at beginning of period	$0.94	$0.90	$0.77	$0.63	$1.10	$1.08	$1.00
Accumulation unit value at end of period	$1.06	$0.94	$0.90	$0.77	$0.63	$1.10	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	30	30	30	28	—	—	—

Columbia Variable Portfolio – Marsico Growth Fund (Class 1) (05/01/2007)
Accumulation unit value at beginning of period	$0.98	$1.02	$0.85	$0.67	$1.13	$1.00	—
Accumulation unit value at end of period	$1.09	$0.98	$1.02	$0.85	$0.67	$1.13	—
Number of accumulation units outstanding at end of period (000 omitted)	259	281	307	34,403	19,916	9,765	—

Columbia Variable Portfolio – Marsico International Opportunities Fund (Class 2) (05/01/2007)
Accumulation unit value at beginning of period	$0.74	$0.89	$0.79	$0.58	$1.14	$1.00	—
Accumulation unit value at end of period	$0.86	$0.74	$0.89	$0.79	$0.58	$1.14	—
Number of accumulation units outstanding at end of period (000 omitted)	55	55	39	39	32	20	—

Columbia Variable Portfolio – Mid Cap Growth Opportunity Fund (Class 3) (05/01/2006)
Accumulation unit value at beginning of period	$1.00	$1.19	$0.95	$0.59	$1.08	$0.96	$1.00
Accumulation unit value at end of period	$1.10	$1.00	$1.19	$0.95	$0.59	$1.08	$0.96
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—

Columbia Variable Portfolio – Mid Cap Value Opportunity Fund (Class 3) (05/01/2007)
Accumulation unit value at beginning of period	$0.83	$0.92	$0.76	$0.54	$1.00	$1.00	—
Accumulation unit value at end of period	$0.97	$0.83	$0.92	$0.76	$0.54	$1.00	—
Number of accumulation units outstanding at end of period (000 omitted)	5	7	7	7	—	—	—

Columbia Variable Portfolio – S&P 500 Index Fund (Class 3) (05/01/2006)
Accumulation unit value at beginning of period	$1.00	$0.99	$0.88	$0.70	$1.13	$1.09	$1.00
Accumulation unit value at end of period	$1.14	$1.00	$0.99	$0.88	$0.70	$1.13	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	176	197	186	195	7	4	2

Columbia Variable Portfolio – Select Large-Cap Value Fund (Class 3) (05/01/2006)
Accumulation unit value at beginning of period	$0.94	$0.97	$0.81	$0.65	$1.08	$1.10	$1.00
Accumulation unit value at end of period	$1.10	$0.94	$0.97	$0.81	$0.65	$1.08	$1.10
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—

RIVERSOURCE INNOVATIONS CLASSIC SELECT VARIABLE ANNUITY — PROSPECTUS 119

Variable account charges of 1.05% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006

Columbia Variable Portfolio – Small Cap Value Fund (Class 2) (05/01/2006)
Accumulation unit value at beginning of period	$1.02	$1.10	$0.88	$0.71	$1.00	$1.04	$1.00
Accumulation unit value at end of period	$1.12	$1.02	$1.10	$0.88	$0.71	$1.00	$1.04
Number of accumulation units outstanding at end of period (000 omitted)	165	189	199	24,798	13,624	7,836	5

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 3) (05/01/2006)
Accumulation unit value at beginning of period	$1.10	$1.10	$1.08	$1.03	$1.07	$1.03	$1.00
Accumulation unit value at end of period	$1.11	$1.10	$1.10	$1.08	$1.03	$1.07	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	152	158	160	4,815	1,449	711	239

Credit Suisse Trust – Commodity Return Strategy Portfolio (05/01/2007)
Accumulation unit value at beginning of period	$0.85	$0.99	$0.86	$0.72	$1.10	$1.00	—
Accumulation unit value at end of period	$0.83	$0.85	$0.99	$0.86	$0.72	$1.10	—
Number of accumulation units outstanding at end of period (000 omitted)	22	22	18	4	—	—	—

Dreyfus Investment Portfolios MidCap Stock Portfolio, Service Shares (05/01/2006)
Accumulation unit value at beginning of period	$0.97	$0.98	$0.78	$0.58	$0.99	$0.98	$1.00
Accumulation unit value at end of period	$1.14	$0.97	$0.98	$0.78	$0.58	$0.99	$0.98
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—

Dreyfus Investment Portfolios Technology Growth Portfolio, Service Shares (05/01/2006)
Accumulation unit value at beginning of period	$1.17	$1.28	$1.00	$0.64	$1.11	$0.98	$1.00
Accumulation unit value at end of period	$1.33	$1.17	$1.28	$1.00	$0.64	$1.11	$0.98
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	2	950

Dreyfus Variable Investment Fund Appreciation Portfolio, Service Shares (05/01/2006)
Accumulation unit value at beginning of period	$1.22	$1.13	$0.99	$0.82	$1.18	$1.12	$1.00
Accumulation unit value at end of period	$1.33	$1.22	$1.13	$0.99	$0.82	$1.18	$1.12
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—

Dreyfus Variable Investment Fund International Equity Portfolio, Service Shares (05/01/2007)
Accumulation unit value at beginning of period	$0.71	$0.84	$0.77	$0.62	$1.10	$1.00	—
Accumulation unit value at end of period	$0.86	$0.71	$0.84	$0.77	$0.62	$1.10	—
Number of accumulation units outstanding at end of period (000 omitted)	4	8	13	14	3	2	—

Dreyfus Variable Investment Fund International Value Portfolio, Service Shares (05/01/2006)
Accumulation unit value at beginning of period	$0.73	$0.90	$0.88	$0.68	$1.10	$1.07	$1.00
Accumulation unit value at end of period	$0.81	$0.73	$0.90	$0.88	$0.68	$1.10	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	9	9	8	5	—	—	—

Eaton Vance VT Floating-Rate Income Fund (05/01/2007)
Accumulation unit value at beginning of period	$1.11	$1.10	$1.02	$0.71	$0.99	$1.00	—
Accumulation unit value at end of period	$1.18	$1.11	$1.10	$1.02	$0.71	$0.99	—
Number of accumulation units outstanding at end of period (000 omitted)	103	114	121	13,404	8,170	4,857	—

Fidelity® VIP Contrafund® Portfolio Service Class 2 (05/01/2006)
Accumulation unit value at beginning of period	$1.01	$1.05	$0.91	$0.68	$1.20	$1.03	$1.00
Accumulation unit value at end of period	$1.16	$1.01	$1.05	$0.91	$0.68	$1.20	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	192	204	243	7,928	17,964	12,765	9,751

Fidelity® VIP Growth Portfolio Service Class 2 (05/01/2006)
Accumulation unit value at beginning of period	$1.01	$1.03	$0.84	$0.66	$1.27	$1.01	$1.00
Accumulation unit value at end of period	$1.15	$1.01	$1.03	$0.84	$0.66	$1.27	$1.01
Number of accumulation units outstanding at end of period (000 omitted)	4	5	5	5	2	5	5

Fidelity® VIP Investment Grade Bond Portfolio Service Class 2 (05/01/2006)
Accumulation unit value at beginning of period	$1.32	$1.24	$1.17	$1.02	$1.07	$1.04	$1.00
Accumulation unit value at end of period	$1.38	$1.32	$1.24	$1.17	$1.02	$1.07	$1.04
Number of accumulation units outstanding at end of period (000 omitted)	207	222	238	16,651	11,995	8,725	859

Fidelity® VIP Mid Cap Portfolio Service Class 2 (05/01/2006)
Accumulation unit value at beginning of period	$1.05	$1.19	$0.94	$0.68	$1.13	$0.99	$1.00
Accumulation unit value at end of period	$1.19	$1.05	$1.19	$0.94	$0.68	$1.13	$0.99
Number of accumulation units outstanding at end of period (000 omitted)	97	103	135	9,053	11,273	4,921	1,866

Fidelity® VIP Overseas Portfolio Service Class 2 (05/01/2006)
Accumulation unit value at beginning of period	$0.77	$0.94	$0.85	$0.68	$1.22	$1.05	$1.00
Accumulation unit value at end of period	$0.92	$0.77	$0.94	$0.85	$0.68	$1.22	$1.05
Number of accumulation units outstanding at end of period (000 omitted)	19	26	30	906	1,281	1,053	434

FTVIPT Franklin Income Securities Fund – Class 2 (05/01/2006)
Accumulation unit value at beginning of period	$1.21	$1.19	$1.07	$0.79	$1.14	$1.11	$1.00
Accumulation unit value at end of period	$1.34	$1.21	$1.19	$1.07	$0.79	$1.14	$1.11
Number of accumulation units outstanding at end of period (000 omitted)	272	276	240	181	120	132	6

 120  RIVERSOURCE INNOVATIONS CLASSIC SELECT VARIABLE ANNUITY — PROSPECTUS

Variable account charges of 1.05% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006

FTVIPT Franklin Rising Dividends Securities Fund – Class 2 (05/01/2006)
Accumulation unit value at beginning of period	$1.09	$1.03	$0.87	$0.75	$1.03	$1.07	$1.00
Accumulation unit value at end of period	$1.20	$1.09	$1.03	$0.87	$0.75	$1.03	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	3	3	27	27	27	27	1

FTVIPT Franklin Small-Mid Cap Growth Securities Fund – Class 2 (05/01/2006)
Accumulation unit value at beginning of period	$1.05	$1.12	$0.88	$0.62	$1.09	$0.99	$1.00
Accumulation unit value at end of period	$1.15	$1.05	$1.12	$0.88	$0.62	$1.09	$0.99
Number of accumulation units outstanding at end of period (000 omitted)	3	3	3	3	3	3	2

FTVIPT Mutual Shares Securities Fund – Class 2 (05/01/2006)
Accumulation unit value at beginning of period	$0.94	$0.96	$0.87	$0.70	$1.12	$1.09	$1.00
Accumulation unit value at end of period	$1.06	$0.94	$0.96	$0.87	$0.70	$1.12	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	38	39	63	66	66	83	2,313

FTVIPT Templeton Global Bond Securities Fund – Class 2 (05/01/2006)
Accumulation unit value at beginning of period	$1.58	$1.61	$1.42	$1.21	$1.15	$1.05	$1.00
Accumulation unit value at end of period	$1.80	$1.58	$1.61	$1.42	$1.21	$1.15	$1.05
Number of accumulation units outstanding at end of period (000 omitted)	220	231	238	14,147	11,041	9,216	3,787

FTVIPT Templeton Growth Securities Fund – Class 2 (05/01/2006)
Accumulation unit value at beginning of period	$0.81	$0.88	$0.83	$0.64	$1.12	$1.11	$1.00
Accumulation unit value at end of period	$0.97	$0.81	$0.88	$0.83	$0.64	$1.12	$1.11
Number of accumulation units outstanding at end of period (000 omitted)	94	100	139	160	105	116	1

Goldman Sachs VIT Mid Cap Value Fund – Institutional Shares (05/01/2006)
Accumulation unit value at beginning of period	$1.03	$1.12	$0.90	$0.69	$1.10	$1.08	$1.00
Accumulation unit value at end of period	$1.21	$1.03	$1.12	$0.90	$0.69	$1.10	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	110	117	110	7,647	7,744	5,921	3,150

Goldman Sachs VIT Structured U.S. Equity Fund – Institutional Shares (05/01/2007)
Accumulation unit value at beginning of period	$0.81	$0.79	$0.70	$0.59	$0.94	$1.00	—
Accumulation unit value at end of period	$0.92	$0.81	$0.79	$0.70	$0.59	$0.94	—
Number of accumulation units outstanding at end of period (000 omitted)	24	31	15	16	3	2	—

Invesco V.I. American Franchise Fund, Series II Shares (04/27/2012)
Accumulation unit value at beginning of period	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$0.97	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	34	—	—	—	—	—	—

Invesco V.I. Comstock Fund, Series II Shares (05/01/2006)
Accumulation unit value at beginning of period	$0.95	$0.98	$0.85	$0.67	$1.06	$1.09	$1.00
Accumulation unit value at end of period	$1.11	$0.95	$0.98	$0.85	$0.67	$1.06	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	82	107	126	11,689	12,787	7,163	5,339

Invesco V.I. Global Health Care Fund, Series II Shares (05/01/2007)
Accumulation unit value at beginning of period	$0.98	$0.95	$0.92	$0.73	$1.03	$1.00	—
Accumulation unit value at end of period	$1.17	$0.98	$0.95	$0.92	$0.73	$1.03	—
Number of accumulation units outstanding at end of period (000 omitted)	3	3	5	8	—	—	—

Invesco V.I. International Growth Fund, Series II Shares (05/01/2007)
Accumulation unit value at beginning of period	$0.84	$0.91	$0.82	$0.61	$1.05	$1.00	—
Accumulation unit value at end of period	$0.96	$0.84	$0.91	$0.82	$0.61	$1.05	—
Number of accumulation units outstanding at end of period (000 omitted)	176	198	214	27,658	9,069	4,018	—

Invesco V.I. Mid Cap Core Equity Fund, Series II Shares (05/01/2006)
Accumulation unit value at beginning of period	$1.07	$1.15	$1.02	$0.80	$1.13	$1.04	$1.00
Accumulation unit value at end of period	$1.17	$1.07	$1.15	$1.02	$0.80	$1.13	$1.04
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—

Invesco V.I. Mid Cap Growth Fund, Series II Shares (04/27/2012)
Accumulation unit value at beginning of period	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$0.98	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—

Invesco V.I. Value Opportunities Fund, Series II Shares (05/01/2006)
Accumulation unit value at beginning of period	$0.75	$0.78	$0.74	$0.51	$1.06	$1.06	$1.00
Accumulation unit value at end of period	$0.87	$0.75	$0.78	$0.74	$0.51	$1.06	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—

Janus Aspen Series Janus Portfolio: Service Shares (05/01/2007)
Accumulation unit value at beginning of period	$0.90	$0.96	$0.85	$0.63	$1.06	$1.00	—
Accumulation unit value at end of period	$1.05	$0.90	$0.96	$0.85	$0.63	$1.06	—
Number of accumulation units outstanding at end of period (000 omitted)	215	240	267	29,424	20,536	11,694	—

RIVERSOURCE INNOVATIONS CLASSIC SELECT VARIABLE ANNUITY — PROSPECTUS 121

Variable account charges of 1.05% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006

MFS® Investors Growth Stock Series – Service Class (05/01/2006)
Accumulation unit value at beginning of period	$1.07	$1.08	$0.97	$0.70	$1.13	$1.03	$1.00
Accumulation unit value at end of period	$1.23	$1.07	$1.08	$0.97	$0.70	$1.13	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—

MFS® New Discovery Series – Service Class (05/01/2006)
Accumulation unit value at beginning of period	$1.17	$1.32	$0.98	$0.61	$1.02	$1.00	$1.00
Accumulation unit value at end of period	$1.40	$1.17	$1.32	$0.98	$0.61	$1.02	$1.00
Number of accumulation units outstanding at end of period (000 omitted)	4	4	5	5	2	2	5

MFS® Total Return Series – Service Class (05/01/2006)
Accumulation unit value at beginning of period	$1.07	$1.07	$0.99	$0.85	$1.10	$1.07	$1.00
Accumulation unit value at end of period	$1.18	$1.07	$1.07	$0.99	$0.85	$1.10	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	11	11	15	32	—	—	—

MFS® Utilities Series – Service Class (05/01/2006)
Accumulation unit value at beginning of period	$1.48	$1.40	$1.25	$0.95	$1.54	$1.22	$1.00
Accumulation unit value at end of period	$1.66	$1.48	$1.40	$1.25	$0.95	$1.54	$1.22
Number of accumulation units outstanding at end of period (000 omitted)	14	15	15	15	10	9	2

Morgan Stanley UIF Global Real Estate Portfolio, Class II Shares (05/01/2007)
Accumulation unit value at beginning of period	$0.71	$0.79	$0.66	$0.47	$0.85	$1.00	—
Accumulation unit value at end of period	$0.91	$0.71	$0.79	$0.66	$0.47	$0.85	—
Number of accumulation units outstanding at end of period (000 omitted)	42	48	53	6,317	7,158	2,329	—

Morgan Stanley UIF Mid Cap Growth Portfolio, Class II Shares (05/01/2007)
Accumulation unit value at beginning of period	$1.11	$1.21	$0.92	$0.59	$1.13	$1.00	—
Accumulation unit value at end of period	$1.19	$1.11	$1.21	$0.92	$0.59	$1.13	—
Number of accumulation units outstanding at end of period (000 omitted)	30	30	31	30	12	12	—

Morgan Stanley UIF U.S. Real Estate Portfolio, Class II Shares (05/01/2006)
Accumulation unit value at beginning of period	$1.05	$1.01	$0.79	$0.62	$1.01	$1.23	$1.00
Accumulation unit value at end of period	$1.21	$1.05	$1.01	$0.79	$0.62	$1.01	$1.23
Number of accumulation units outstanding at end of period (000 omitted)	66	69	72	75	75	71	46

Oppenheimer Capital Appreciation Fund/VA, Service Shares (05/01/2006)
Accumulation unit value at beginning of period	$0.93	$0.95	$0.88	$0.62	$1.15	$1.02	$1.00
Accumulation unit value at end of period	$1.04	$0.93	$0.95	$0.88	$0.62	$1.15	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	48	49	49	49	30	32	12

Oppenheimer Global Fund/VA, Service Shares (05/01/2006)
Accumulation unit value at beginning of period	$0.94	$1.04	$0.91	$0.66	$1.12	$1.07	$1.00
Accumulation unit value at end of period	$1.13	$0.94	$1.04	$0.91	$0.66	$1.12	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	38	39	33	36	22	10	1

Oppenheimer Global Strategic Income Fund/VA, Service Shares (05/01/2006)
Accumulation unit value at beginning of period	$1.27	$1.27	$1.12	$0.96	$1.13	$1.04	$1.00
Accumulation unit value at end of period	$1.42	$1.27	$1.27	$1.12	$0.96	$1.13	$1.04
Number of accumulation units outstanding at end of period (000 omitted)	227	249	266	27,967	18,542	13,059	3,108

Oppenheimer Main Street Small Cap Fund®/VA, Service Shares (05/01/2006)
Accumulation unit value at beginning of period	$0.95	$0.99	$0.81	$0.60	$0.98	$1.00	$1.00
Accumulation unit value at end of period	$1.11	$0.95	$0.99	$0.81	$0.60	$0.98	$1.00
Number of accumulation units outstanding at end of period (000 omitted)	13	14	24	25	24	24	20

PIMCO VIT All Asset Portfolio, Advisor Class (05/01/2007)
Accumulation unit value at beginning of period	$1.17	$1.16	$1.04	$0.86	$1.04	$1.00	—
Accumulation unit value at end of period	$1.33	$1.17	$1.16	$1.04	$0.86	$1.04	—
Number of accumulation units outstanding at end of period (000 omitted)	138	154	174	15,157	17,312	11,741	—

Putnam VT Global Health Care Fund – Class IB Shares (05/01/2006)
Accumulation unit value at beginning of period	$1.03	$1.05	$1.04	$0.83	$1.01	$1.03	$1.00
Accumulation unit value at end of period	$1.24	$1.03	$1.05	$1.04	$0.83	$1.01	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—

Putnam VT International Equity Fund – Class IB Shares (05/01/2006)
Accumulation unit value at beginning of period	$0.72	$0.87	$0.80	$0.65	$1.17	$1.09	$1.00
Accumulation unit value at end of period	$0.86	$0.72	$0.87	$0.80	$0.65	$1.17	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—

Putnam VT Multi-Cap Growth Fund – Class IB Shares (09/24/2010)
Accumulation unit value at beginning of period	$1.06	$1.13	$1.00	—	—	—	—
Accumulation unit value at end of period	$1.23	$1.06	$1.13	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—

 122  RIVERSOURCE INNOVATIONS CLASSIC SELECT VARIABLE ANNUITY — PROSPECTUS

Variable account charges of 1.05% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006

Putnam VT Small Cap Value Fund – Class IB Shares (05/01/2006)
Accumulation unit value at beginning of period	$0.82	$0.87	$0.70	$0.54	$0.90	$1.04	$1.00
Accumulation unit value at end of period	$0.96	$0.82	$0.87	$0.70	$0.54	$0.90	$1.04
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	6	1,670

Variable Portfolio – Aggressive Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.07	$1.12	$1.00	—	—	—	—
Accumulation unit value at end of period	$1.21	$1.07	$1.12	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	340	472	509	—	—	—	—

Variable Portfolio – Aggressive Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.08	$1.12	$1.00	—	—	—	—
Accumulation unit value at end of period	$1.21	$1.08	$1.12	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	28,949	31,406	35,636	—	—	—	—

Variable Portfolio – BlackRock Global Inflation-Protected Securities Fund (Class 3) (05/01/2006)
Accumulation unit value at beginning of period	$1.29	$1.19	$1.15	$1.09	$1.10	$1.03	$1.00
Accumulation unit value at end of period	$1.35	$1.29	$1.19	$1.15	$1.09	$1.10	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	218	238	269	27,402	11,339	9,543	6,089

Variable Portfolio – Conservative Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.07	$1.04	$1.00	—	—	—	—
Accumulation unit value at end of period	$1.13	$1.07	$1.04	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,583	884	947	—	—	—	—

Variable Portfolio – Conservative Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.07	$1.04	$1.00	—	—	—	—
Accumulation unit value at end of period	$1.13	$1.07	$1.04	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	30,872	28,351	22,295	—	—	—	—

Variable Portfolio – Moderate Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.08	$1.09	$1.00	—	—	—	—
Accumulation unit value at end of period	$1.19	$1.08	$1.09	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	6,817	6,568	7,272	—	—	—	—

Variable Portfolio – Moderate Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.09	$1.09	$1.00	—	—	—	—
Accumulation unit value at end of period	$1.19	$1.09	$1.09	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	217,020	229,158	241,303	—	—	—	—

Variable Portfolio – Moderately Aggressive Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.08	$1.11	$1.00	—	—	—	—
Accumulation unit value at end of period	$1.20	$1.08	$1.11	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	3,588	4,069	3,301	—	—	—	—

Variable Portfolio – Moderately Aggressive Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.09	$1.11	$1.00	—	—	—	—
Accumulation unit value at end of period	$1.21	$1.09	$1.11	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	98,277	113,447	126,812	—	—	—	—

Variable Portfolio – Moderately Conservative Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.08	$1.07	$1.00	—	—	—	—
Accumulation unit value at end of period	$1.16	$1.08	$1.07	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	2,093	2,521	2,064	—	—	—	—

Variable Portfolio – Moderately Conservative Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.08	$1.07	$1.00	—	—	—	—
Accumulation unit value at end of period	$1.16	$1.08	$1.07	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	32,837	33,464	37,757	—	—	—	—

Variable Portfolio – Partners Small Cap Value Fund (Class 3) (05/01/2006)
Accumulation unit value at beginning of period	$1.06	$1.12	$0.91	$0.67	$0.99	$1.05	$1.00
Accumulation unit value at end of period	$1.19	$1.06	$1.12	$0.91	$0.67	$0.99	$1.05
Number of accumulation units outstanding at end of period (000 omitted)	4	4	5	733	845	639	—

Variable Portfolio – Sit Dividend Growth Fund (Class 3) (05/01/2007)
Accumulation unit value at beginning of period	$0.83	$0.87	$0.78	$0.60	$0.99	$1.00	—
Accumulation unit value at end of period	$0.90	$0.83	$0.87	$0.78	$0.60	$0.99	—
Number of accumulation units outstanding at end of period (000 omitted)	229	258	295	36,770	16,104	7,996	—

Variable Portfolio – Victory Established Value Fund (Class 3) (05/01/2006)
Accumulation unit value at beginning of period	$1.04	$1.13	$0.94	$0.69	$1.10	$1.05	$1.00
Accumulation unit value at end of period	$1.21	$1.04	$1.13	$0.94	$0.69	$1.10	$1.05
Number of accumulation units outstanding at end of period (000 omitted)	2	2	2	2	—	—	—

RIVERSOURCE INNOVATIONS CLASSIC SELECT VARIABLE ANNUITY — PROSPECTUS 123

Variable account charges of 1.05% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006

Wanger International (05/01/2006)
Accumulation unit value at beginning of period	$1.05	$1.24	$1.01	$0.68	$1.26	$1.09	$1.00
Accumulation unit value at end of period	$1.26	$1.05	$1.24	$1.01	$0.68	$1.26	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	97	106	119	8,978	10,601	4,011	2,127

Wanger USA (05/01/2006)
Accumulation unit value at beginning of period	$1.02	$1.07	$0.88	$0.62	$1.05	$1.00	$1.00
Accumulation unit value at end of period	$1.22	$1.02	$1.07	$0.88	$0.62	$1.05	$1.00
Number of accumulation units outstanding at end of period (000 omitted)	57	67	70	7,396	5,499	3,212	306

Variable account charges of 1.90% of the daily net assets of the variable account.
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004

AllianceBernstein VPS Balanced Wealth Strategy Portfolio (Class B) (09/26/2008)
Accumulation unit value at beginning of period	$1.03	$1.08	$1.00	$0.82	$1.00	—	—	—	—
Accumulation unit value at end of period	$1.15	$1.03	$1.08	$1.00	$0.82	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

AllianceBernstein VPS Global Thematic Growth Portfolio (Class B) (05/01/2007)
Accumulation unit value at beginning of period	$0.78	$1.04	$0.89	$0.59	$1.15	$1.00	—	—	—
Accumulation unit value at end of period	$0.87	$0.78	$1.04	$0.89	$0.59	$1.15	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	28	28	28	28	—	—	—	—	—

AllianceBernstein VPS Growth and Income Portfolio (Class B) (04/30/2004)
Accumulation unit value at beginning of period	$1.03	$0.99	$0.90	$0.76	$1.30	$1.27	$1.11	$1.08	$1.00
Accumulation unit value at end of period	$1.19	$1.03	$0.99	$0.90	$0.76	$1.30	$1.27	$1.11	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	91	130	124	89	113	168	170	126	90

AllianceBernstein VPS International Value Portfolio (Class B) (04/30/2004)
Accumulation unit value at beginning of period	$0.92	$1.16	$1.13	$0.86	$1.87	$1.81	$1.36	$1.19	$1.00
Accumulation unit value at end of period	$1.03	$0.92	$1.16	$1.13	$0.86	$1.87	$1.81	$1.36	$1.19
Number of accumulation units outstanding at end of period (000 omitted)	5,828	6,871	7,882	19,909	27,146	17,556	13,071	8,418	3,162

American Century VP Inflation Protection, Class II (04/30/2004)
Accumulation unit value at beginning of period	$1.32	$1.21	$1.17	$1.08	$1.12	$1.04	$1.05	$1.05	$1.00
Accumulation unit value at end of period	$1.39	$1.32	$1.21	$1.17	$1.08	$1.12	$1.04	$1.05	$1.05
Number of accumulation units outstanding at end of period (000 omitted)	6,691	7,945	11,844	13,423	13,696	23,067	24,580	21,086	7,249

American Century VP International, Class II (04/30/2004)
Accumulation unit value at beginning of period	$1.19	$1.38	$1.24	$0.95	$1.76	$1.52	$1.24	$1.12	$1.00
Accumulation unit value at end of period	$1.41	$1.19	$1.38	$1.24	$0.95	$1.76	$1.52	$1.24	$1.12
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	68	68	—	—	—

American Century VP Mid Cap Value, Class II (05/01/2007)
Accumulation unit value at beginning of period	$0.96	$0.99	$0.85	$0.66	$0.90	$1.00	—	—	—
Accumulation unit value at end of period	$1.09	$0.96	$0.99	$0.85	$0.66	$0.90	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	9	—	—	—

American Century VP Ultra®, Class II (04/30/2004)
Accumulation unit value at beginning of period	$1.01	$1.02	$0.90	$0.68	$1.19	$1.01	$1.06	$1.06	$1.00
Accumulation unit value at end of period	$1.13	$1.01	$1.02	$0.90	$0.68	$1.19	$1.01	$1.06	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	2,194	2,936	4,147	5,039	6,040	6,538	19,124	6,266	2,495

American Century VP Value, Class II (04/30/2004)
Accumulation unit value at beginning of period	$1.12	$1.13	$1.02	$0.87	$1.21	$1.30	$1.12	$1.09	$1.00
Accumulation unit value at end of period	$1.26	$1.12	$1.13	$1.02	$0.87	$1.21	$1.30	$1.12	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	12	87	16	16	19	24	29	15	26

ClearBridge Variable Small Cap Growth Portfolio – Class I (05/01/2007)
Accumulation unit value at beginning of period	$1.02	$1.03	$0.84	$0.60	$1.03	$1.00	—	—	—
Accumulation unit value at end of period	$1.20	$1.02	$1.03	$0.84	$0.60	$1.03	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	54	—	—	—	—	—	—	—

Columbia Variable Portfolio – Cash Management Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.00	$1.02	$1.04	$1.06	$1.05	$1.03	$1.00	$0.99	$1.00
Accumulation unit value at end of period	$0.98	$1.00	$1.02	$1.04	$1.06	$1.05	$1.03	$1.00	$0.99
Number of accumulation units outstanding at end of period (000 omitted)	1,683	2,045	2,910	11,536	5,320	3,584	1,771	839	136

Columbia Variable Portfolio – Diversified Bond Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.25	$1.20	$1.13	$1.00	$1.09	$1.06	$1.03	$1.03	$1.00
Accumulation unit value at end of period	$1.32	$1.25	$1.20	$1.13	$1.00	$1.09	$1.06	$1.03	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	2,131	2,517	3,451	52,732	52,913	49,906	27,709	237	220

 124  RIVERSOURCE INNOVATIONS CLASSIC SELECT VARIABLE ANNUITY — PROSPECTUS

Variable account charges of 1.90% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.25	$1.34	$1.17	$0.93	$1.60	$1.51	$1.29	$1.15	$1.00
Accumulation unit value at end of period	$1.40	$1.25	$1.34	$1.17	$0.93	$1.60	$1.51	$1.29	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	6,023	7,706	10,251	47,600	45,615	31,206	25,297	8,506	34

Columbia Variable Portfolio – Emerging Markets Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.93	$2.49	$2.12	$1.24	$2.73	$2.01	$1.53	$1.17	$1.00
Accumulation unit value at end of period	$2.28	$1.93	$2.49	$2.12	$1.24	$2.73	$2.01	$1.53	$1.17
Number of accumulation units outstanding at end of period (000 omitted)	1,624	2,042	2,330	8,001	12,125	7,826	7,742	4,979	2,159

Columbia Variable Portfolio – High Income Fund (Class 2)* (04/28/2006)
Accumulation unit value at beginning of period	$1.27	$1.22	$1.11	$0.78	$1.06	$1.06	$1.00	—	—
Accumulation unit value at end of period	$1.43	$1.27	$1.22	$1.11	$0.78	$1.06	$1.06	—	—
Number of accumulation units outstanding at end of period (000 omitted)	955	1,238	1,849	2,437	3,077	4,084	8,585	—	—
*Columbia Variable Portfolio – High Income Fund (Class 2) is scheduled to be merged into Columbia Variable Portfolio – Income Opportunities Fund (Class 2) on April 29, 2013.

Columbia Variable Portfolio – High Yield Bond Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.54	$1.49	$1.33	$0.88	$1.20	$1.20	$1.10	$1.08	$1.00
Accumulation unit value at end of period	$1.75	$1.54	$1.49	$1.33	$0.88	$1.20	$1.20	$1.10	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	790	1,037	1,429	3,043	3,808	4,514	5,751	3,150	830

Columbia Variable Portfolio – Income Opportunities Fund (Class 3) (06/01/2004)
Accumulation unit value at beginning of period	$1.52	$1.46	$1.32	$0.94	$1.18	$1.18	$1.11	$1.09	$1.00
Accumulation unit value at end of period	$1.72	$1.52	$1.46	$1.32	$0.94	$1.18	$1.18	$1.11	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	540	724	967	23,958	16,287	14,534	6,780	8	8

Columbia Variable Portfolio – International Opportunity Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.20	$1.40	$1.25	$1.00	$1.71	$1.55	$1.27	$1.14	$1.00
Accumulation unit value at end of period	$1.39	$1.20	$1.40	$1.25	$1.00	$1.71	$1.55	$1.27	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	2	2	2	2	2	2	2	1	—

Columbia Variable Portfolio – Large Cap Growth Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.01	$1.06	$0.92	$0.69	$1.26	$1.24	$1.14	$1.07	$1.00
Accumulation unit value at end of period	$1.19	$1.01	$1.06	$0.92	$0.69	$1.26	$1.24	$1.14	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	195	258	361	910	3,801	2,883	38	38	—

Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.03	$1.00	$0.86	$0.71	$1.25	$1.24	$1.09	$1.05	$1.00
Accumulation unit value at end of period	$1.15	$1.03	$1.00	$0.86	$0.71	$1.25	$1.24	$1.09	$1.05
Number of accumulation units outstanding at end of period (000 omitted)	3,922	5,131	7,801	9,323	10,215	10,759	11,734	14,054	9,019

Columbia Variable Portfolio – Marsico Growth Fund (Class 1) (05/01/2007)
Accumulation unit value at beginning of period	$0.94	$0.99	$0.83	$0.66	$1.12	$1.00	—	—	—
Accumulation unit value at end of period	$1.04	$0.94	$0.99	$0.83	$0.66	$1.12	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	860	1,287	1,574	44,625	33,416	21,154	—	—	—

Columbia Variable Portfolio – Marsico International Opportunities Fund (Class 2) (05/01/2007)
Accumulation unit value at beginning of period	$0.71	$0.86	$0.78	$0.57	$1.13	$1.00	—	—	—
Accumulation unit value at end of period	$0.82	$0.71	$0.86	$0.78	$0.57	$1.13	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	49	70	70	70	21	—	—	—	—

Columbia Variable Portfolio – Mid Cap Growth Opportunity Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.13	$1.35	$1.09	$0.68	$1.26	$1.13	$1.15	$1.07	$1.00
Accumulation unit value at end of period	$1.23	$1.13	$1.35	$1.09	$0.68	$1.26	$1.13	$1.15	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	393	430	548	702	933	906	1,023	1,088	697

Columbia Variable Portfolio – Mid Cap Value Opportunity Fund (Class 3) (05/01/2007)
Accumulation unit value at beginning of period	$0.80	$0.89	$0.74	$0.54	$0.99	$1.00	—	—	—
Accumulation unit value at end of period	$0.93	$0.80	$0.89	$0.74	$0.54	$0.99	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	2	145	167	3	98	69	—	—	—

Columbia Variable Portfolio – S&P 500 Index Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.11	$1.11	$0.99	$0.80	$1.29	$1.25	$1.11	$1.08	$1.00
Accumulation unit value at end of period	$1.26	$1.11	$1.11	$0.99	$0.80	$1.29	$1.25	$1.11	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	188	198	211	155	94	147	142	132	48

Columbia Variable Portfolio – Select Large-Cap Value Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.08	$1.12	$0.94	$0.76	$1.29	$1.32	$1.13	$1.10	$1.00
Accumulation unit value at end of period	$1.25	$1.08	$1.12	$0.94	$0.76	$1.29	$1.32	$1.13	$1.10
Number of accumulation units outstanding at end of period (000 omitted)	41	—	—	—	14	23	23	24	—

RIVERSOURCE INNOVATIONS CLASSIC SELECT VARIABLE ANNUITY — PROSPECTUS 125

Variable account charges of 1.90% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004

Columbia Variable Portfolio – Small Cap Value Fund (Class 2) (04/30/2004)
Accumulation unit value at beginning of period	$1.33	$1.45	$1.17	$0.95	$1.35	$1.41	$1.21	$1.17	$1.00
Accumulation unit value at end of period	$1.46	$1.33	$1.45	$1.17	$0.95	$1.35	$1.41	$1.21	$1.17
Number of accumulation units outstanding at end of period (000 omitted)	460	585	721	23,264	17,911	14,170	—	—	—

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.04	$1.04	$1.03	$1.00	$1.05	$1.01	$0.99	$1.00	$1.00
Accumulation unit value at end of period	$1.04	$1.04	$1.04	$1.03	$1.00	$1.05	$1.01	$0.99	$1.00
Number of accumulation units outstanding at end of period (000 omitted)	1,516	1,924	2,722	10,350	5,772	5,294	3,802	1,781	218

Credit Suisse Trust – Commodity Return Strategy Portfolio (05/01/2007)
Accumulation unit value at beginning of period	$0.82	$0.96	$0.84	$0.71	$1.10	$1.00	—	—	—
Accumulation unit value at end of period	$0.79	$0.82	$0.96	$0.84	$0.71	$1.10	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	44	47	33	32	—	—	—	—	—

Dreyfus Investment Portfolios MidCap Stock Portfolio, Service Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.20	$1.23	$0.98	$0.74	$1.27	$1.27	$1.21	$1.13	$1.00
Accumulation unit value at end of period	$1.41	$1.20	$1.23	$0.98	$0.74	$1.27	$1.27	$1.21	$1.13
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Dreyfus Investment Portfolios Technology Growth Portfolio, Service Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.22	$1.35	$1.06	$0.69	$1.20	$1.07	$1.04	$1.03	$1.00
Accumulation unit value at end of period	$1.38	$1.22	$1.35	$1.06	$0.69	$1.20	$1.07	$1.04	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	988	1,184	1,653	2,265	2,987	3,110	6,310	2,901	1,117

Dreyfus Variable Investment Fund Appreciation Portfolio, Service Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.25	$1.17	$1.03	$0.86	$1.25	$1.19	$1.05	$1.02	$1.00
Accumulation unit value at end of period	$1.35	$1.25	$1.17	$1.03	$0.86	$1.25	$1.19	$1.05	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	52	48	48	48	100	112	67	71	72

Dreyfus Variable Investment Fund International Equity Portfolio, Service Shares (05/01/2007)
Accumulation unit value at beginning of period	$0.68	$0.81	$0.75	$0.62	$1.09	$1.00	—	—	—
Accumulation unit value at end of period	$0.82	$0.68	$0.81	$0.75	$0.62	$1.09	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	4	—	—	8	—	—	—	—	—

Dreyfus Variable Investment Fund International Value Portfolio, Service Shares (04/30/2004)
Accumulation unit value at beginning of period	$0.98	$1.23	$1.20	$0.94	$1.53	$1.50	$1.25	$1.14	$1.00
Accumulation unit value at end of period	$1.08	$0.98	$1.23	$1.20	$0.94	$1.53	$1.50	$1.25	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	27	24	21	19	38	24	24	26	7

Eaton Vance VT Floating-Rate Income Fund (05/01/2007)
Accumulation unit value at beginning of period	$1.07	$1.06	$0.99	$0.70	$0.98	$1.00	—	—	—
Accumulation unit value at end of period	$1.13	$1.07	$1.06	$0.99	$0.70	$0.98	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	383	562	719	17,706	14,635	11,432	—	—	—

Fidelity® VIP Contrafund® Portfolio Service Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.30	$1.37	$1.19	$0.90	$1.59	$1.38	$1.27	$1.11	$1.00
Accumulation unit value at end of period	$1.48	$1.30	$1.37	$1.19	$0.90	$1.59	$1.38	$1.27	$1.11
Number of accumulation units outstanding at end of period (000 omitted)	8,416	10,938	14,844	26,124	44,134	42,111	45,962	19,309	6,485

Fidelity® VIP Growth Portfolio Service Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.07	$1.09	$0.90	$0.72	$1.38	$1.11	$1.06	$1.03	$1.00
Accumulation unit value at end of period	$1.20	$1.07	$1.09	$0.90	$0.72	$1.38	$1.11	$1.06	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	—	—	15	15	36	15	15	—	—

Fidelity® VIP Investment Grade Bond Portfolio Service Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.28	$1.22	$1.15	$1.02	$1.08	$1.05	$1.03	$1.03	$1.00
Accumulation unit value at end of period	$1.32	$1.28	$1.22	$1.15	$1.02	$1.08	$1.05	$1.03	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	3,225	3,767	5,353	28,571	28,234	30,874	10,450	8,474	3,024

Fidelity® VIP Mid Cap Portfolio Service Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.57	$1.79	$1.42	$1.04	$1.75	$1.55	$1.40	$1.21	$1.00
Accumulation unit value at end of period	$1.76	$1.57	$1.79	$1.42	$1.04	$1.75	$1.55	$1.40	$1.21
Number of accumulation units outstanding at end of period (000 omitted)	1,346	1,681	2,112	10,749	15,569	9,998	6,670	2,154	194

Fidelity® VIP Overseas Portfolio Service Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.04	$1.28	$1.16	$0.93	$1.70	$1.48	$1.28	$1.10	$1.00
Accumulation unit value at end of period	$1.23	$1.04	$1.28	$1.16	$0.93	$1.70	$1.48	$1.28	$1.10
Number of accumulation units outstanding at end of period (000 omitted)	1,894	2,343	2,808	4,655	4,812	4,606	5,282	5,025	3,210

FTVIPT Franklin Income Securities Fund – Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.35	$1.34	$1.21	$0.91	$1.32	$1.30	$1.12	$1.12	$1.00
Accumulation unit value at end of period	$1.49	$1.35	$1.34	$1.21	$0.91	$1.32	$1.30	$1.12	$1.12
Number of accumulation units outstanding at end of period (000 omitted)	598	1,057	1,140	1,013	1,631	1,849	1,382	1,066	516

 126  RIVERSOURCE INNOVATIONS CLASSIC SELECT VARIABLE ANNUITY — PROSPECTUS

Variable account charges of 1.90% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004

FTVIPT Franklin Rising Dividends Securities Fund – Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.23	$1.18	$1.00	$0.87	$1.21	$1.27	$1.11	$1.09	$1.00
Accumulation unit value at end of period	$1.35	$1.23	$1.18	$1.00	$0.87	$1.21	$1.27	$1.11	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	35	70	96	51	137	151	68	53	34

FTVIPT Franklin Small-Mid Cap Growth Securities Fund – Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.20	$1.28	$1.02	$0.73	$1.29	$1.18	$1.11	$1.08	$1.00
Accumulation unit value at end of period	$1.30	$1.20	$1.28	$1.02	$0.73	$1.29	$1.18	$1.11	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	17	19	36	39	141	125	98	115	111

FTVIPT Mutual Shares Securities Fund – Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.13	$1.16	$1.06	$0.86	$1.39	$1.37	$1.18	$1.09	$1.00
Accumulation unit value at end of period	$1.26	$1.13	$1.16	$1.06	$0.86	$1.39	$1.37	$1.18	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	203	252	289	305	485	542	6,611	374	369

FTVIPT Templeton Global Bond Securities Fund – Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.76	$1.81	$1.61	$1.38	$1.33	$1.22	$1.10	$1.16	$1.00
Accumulation unit value at end of period	$1.99	$1.76	$1.81	$1.61	$1.38	$1.33	$1.22	$1.10	$1.16
Number of accumulation units outstanding at end of period (000 omitted)	2,493	3,114	4,186	21,774	22,313	26,747	18,800	7,744	2,656

FTVIPT Templeton Growth Securities Fund – Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.00	$1.10	$1.04	$0.81	$1.44	$1.43	$1.20	$1.12	$1.00
Accumulation unit value at end of period	$1.19	$1.00	$1.10	$1.04	$0.81	$1.44	$1.43	$1.20	$1.12
Number of accumulation units outstanding at end of period (000 omitted)	69	103	119	114	115	148	112	57	25

Goldman Sachs VIT Mid Cap Value Fund – Institutional Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.39	$1.51	$1.23	$0.94	$1.53	$1.51	$1.32	$1.19	$1.00
Accumulation unit value at end of period	$1.61	$1.39	$1.51	$1.23	$0.94	$1.53	$1.51	$1.32	$1.19
Number of accumulation units outstanding at end of period (000 omitted)	2,740	3,562	4,764	13,524	16,698	17,019	14,517	6,833	2,746

Goldman Sachs VIT Structured U.S. Equity Fund – Institutional Shares (05/01/2007)
Accumulation unit value at beginning of period	$0.78	$0.76	$0.69	$0.58	$0.94	$1.00	—	—	—
Accumulation unit value at end of period	$0.87	$0.78	$0.76	$0.69	$0.58	$0.94	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	27	—	—	—	—	—

Invesco V.I. American Franchise Fund, Series II Shares (04/27/2012)
Accumulation unit value at beginning of period	$1.00	—	—	—	—	—	—	—	—
Accumulation unit value at end of period	$0.96	—	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	73	—	—	—	—	—	—	—	—

Invesco V.I. Comstock Fund, Series II Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.09	$1.13	$1.00	$0.79	$1.26	$1.31	$1.15	$1.13	$1.00
Accumulation unit value at end of period	$1.27	$1.09	$1.13	$1.00	$0.79	$1.26	$1.31	$1.15	$1.13
Number of accumulation units outstanding at end of period (000 omitted)	10,444	13,815	18,929	34,501	43,308	39,815	41,096	23,606	8,260

Invesco V.I. Global Health Care Fund, Series II Shares (05/01/2007)
Accumulation unit value at beginning of period	$0.94	$0.92	$0.90	$0.72	$1.03	$1.00	—	—	—
Accumulation unit value at end of period	$1.11	$0.94	$0.92	$0.90	$0.72	$1.03	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	22	25	25	45	3	—	—	—	—

Invesco V.I. International Growth Fund, Series II Shares (05/01/2007)
Accumulation unit value at beginning of period	$0.81	$0.89	$0.80	$0.61	$1.04	$1.00	—	—	—
Accumulation unit value at end of period	$0.92	$0.81	$0.89	$0.80	$0.61	$1.04	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	630	940	984	35,468	16,452	9,747	—	—	—

Invesco V.I. Mid Cap Core Equity Fund, Series II Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.21	$1.31	$1.18	$0.92	$1.32	$1.23	$1.13	$1.07	$1.00
Accumulation unit value at end of period	$1.31	$1.21	$1.31	$1.18	$0.92	$1.32	$1.23	$1.13	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	303	401	569	679	796	1,038	1,204	1,379	900

Invesco V.I. Mid Cap Growth Fund, Series II Shares (04/27/2012)
Accumulation unit value at beginning of period	$1.00	—	—	—	—	—	—	—	—
Accumulation unit value at end of period	$0.97	—	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	11	—	—	—	—	—	—	—	—

Invesco V.I. Value Opportunities Fund, Series II Shares (04/30/2004)
Accumulation unit value at beginning of period	$0.83	$0.88	$0.84	$0.58	$1.22	$1.23	$1.11	$1.07	$1.00
Accumulation unit value at end of period	$0.96	$0.83	$0.88	$0.84	$0.58	$1.22	$1.23	$1.11	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	1,430	2,083	2,907	3,241	4,292	3,865	4,263	5,023	3,225

Janus Aspen Series Janus Portfolio: Service Shares (05/01/2007)
Accumulation unit value at beginning of period	$0.86	$0.93	$0.83	$0.62	$1.05	$1.00	—	—	—
Accumulation unit value at end of period	$1.00	$0.86	$0.93	$0.83	$0.62	$1.05	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	799	1,082	1,257	38,185	34,319	25,309	—	—	—

RIVERSOURCE INNOVATIONS CLASSIC SELECT VARIABLE ANNUITY — PROSPECTUS 127

Variable account charges of 1.90% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004

MFS® Investors Growth Stock Series – Service Class (04/30/2004)
Accumulation unit value at beginning of period	$1.15	$1.17	$1.06	$0.78	$1.26	$1.15	$1.10	$1.07	$1.00
Accumulation unit value at end of period	$1.32	$1.15	$1.17	$1.06	$0.78	$1.26	$1.15	$1.10	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	12	14	14	14	14	14	14	34	22

MFS® New Discovery Series – Service Class (04/30/2004)
Accumulation unit value at beginning of period	$1.33	$1.51	$1.13	$0.71	$1.19	$1.19	$1.07	$1.04	$1.00
Accumulation unit value at end of period	$1.57	$1.33	$1.51	$1.13	$0.71	$1.19	$1.19	$1.07	$1.04
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	4	9	10	11	12

MFS® Total Return Series – Service Class (04/30/2004)
Accumulation unit value at beginning of period	$1.15	$1.16	$1.08	$0.93	$1.22	$1.20	$1.09	$1.09	$1.00
Accumulation unit value at end of period	$1.26	$1.15	$1.16	$1.08	$0.93	$1.22	$1.20	$1.09	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	74	65	69	69	94	102	106	69	53

MFS® Utilities Series – Service Class (04/30/2004)
Accumulation unit value at beginning of period	$2.11	$2.02	$1.81	$1.39	$2.28	$1.82	$1.42	$1.24	$1.00
Accumulation unit value at end of period	$2.34	$2.11	$2.02	$1.81	$1.39	$2.28	$1.82	$1.42	$1.24
Number of accumulation units outstanding at end of period (000 omitted)	41	43	55	58	91	120	32	1	1

Morgan Stanley UIF Global Real Estate Portfolio, Class II Shares (05/01/2007)
Accumulation unit value at beginning of period	$0.68	$0.77	$0.64	$0.46	$0.85	$1.00	—	—	—
Accumulation unit value at end of period	$0.86	$0.68	$0.77	$0.64	$0.46	$0.85	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	179	249	265	8,046	11,790	4,909	—	—	—

Morgan Stanley UIF Mid Cap Growth Portfolio, Class II Shares (05/01/2007)
Accumulation unit value at beginning of period	$1.07	$1.17	$0.90	$0.58	$1.12	$1.00	—	—	—
Accumulation unit value at end of period	$1.14	$1.07	$1.17	$0.90	$0.58	$1.12	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Morgan Stanley UIF U.S. Real Estate Portfolio, Class II Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.74	$1.68	$1.32	$1.05	$1.72	$2.12	$1.57	$1.37	$1.00
Accumulation unit value at end of period	$1.97	$1.74	$1.68	$1.32	$1.05	$1.72	$2.12	$1.57	$1.37
Number of accumulation units outstanding at end of period (000 omitted)	196	257	328	604	694	728	573	619	292

Oppenheimer Capital Appreciation Fund/VA, Service Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.00	$1.04	$0.97	$0.69	$1.29	$1.15	$1.09	$1.06	$1.00
Accumulation unit value at end of period	$1.12	$1.00	$1.04	$0.97	$0.69	$1.29	$1.15	$1.09	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	3,669	4,615	6,424	7,178	8,981	8,700	10,182	8,509	3,218

Oppenheimer Global Fund/VA, Service Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.26	$1.40	$1.24	$0.90	$1.54	$1.48	$1.29	$1.15	$1.00
Accumulation unit value at end of period	$1.49	$1.26	$1.40	$1.24	$0.90	$1.54	$1.48	$1.29	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	89	113	127	149	169	231	209	177	72

Oppenheimer Global Strategic Income Fund/VA, Service Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.32	$1.33	$1.18	$1.02	$1.21	$1.13	$1.07	$1.07	$1.00
Accumulation unit value at end of period	$1.46	$1.32	$1.33	$1.18	$1.02	$1.21	$1.13	$1.07	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	3,563	4,711	6,319	41,343	38,121	38,909	20,731	11,203	4,674

Oppenheimer Main Street Small Cap Fund®/VA, Service Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.29	$1.35	$1.11	$0.83	$1.36	$1.41	$1.25	$1.16	$1.00
Accumulation unit value at end of period	$1.49	$1.29	$1.35	$1.11	$0.83	$1.36	$1.41	$1.25	$1.16
Number of accumulation units outstanding at end of period (000 omitted)	41	89	24	25	61	71	75	59	31

PIMCO VIT All Asset Portfolio, Advisor Class (05/01/2007)
Accumulation unit value at beginning of period	$1.12	$1.12	$1.01	$0.85	$1.03	$1.00	—	—	—
Accumulation unit value at end of period	$1.27	$1.12	$1.12	$1.01	$0.85	$1.03	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	620	718	853	20,192	30,027	26,289	—	—	—

Putnam VT Global Health Care Fund – Class IB Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.10	$1.14	$1.13	$0.91	$1.12	$1.15	$1.14	$1.03	$1.00
Accumulation unit value at end of period	$1.32	$1.10	$1.14	$1.13	$0.91	$1.12	$1.15	$1.14	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	19	23	44	56	84	144	142	109	57

Putnam VT International Equity Fund – Class IB Shares (04/30/2004)
Accumulation unit value at beginning of period	$0.99	$1.21	$1.13	$0.92	$1.67	$1.57	$1.26	$1.14	$1.00
Accumulation unit value at end of period	$1.18	$0.99	$1.21	$1.13	$0.92	$1.67	$1.57	$1.26	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	10	10	10	10	10	27	—	—	—

Putnam VT Multi-Cap Growth Fund – Class IB Shares (09/24/2010)
Accumulation unit value at beginning of period	$1.05	$1.13	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.20	$1.05	$1.13	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	9	—	—	—	—	—	—

 128  RIVERSOURCE INNOVATIONS CLASSIC SELECT VARIABLE ANNUITY — PROSPECTUS

Variable account charges of 1.90% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004

Putnam VT Small Cap Value Fund – Class IB Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.09	$1.16	$0.94	$0.73	$1.22	$1.43	$1.24	$1.18	$1.00
Accumulation unit value at end of period	$1.25	$1.09	$1.16	$0.94	$0.73	$1.22	$1.43	$1.24	$1.18
Number of accumulation units outstanding at end of period (000 omitted)	61	69	84	147	179	192	4,666	76	17

Variable Portfolio – Aggressive Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.06	$1.11	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.18	$1.06	$1.11	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	500	242	2,128	—	—	—	—	—	—

Variable Portfolio – Aggressive Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.06	$1.11	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.18	$1.06	$1.11	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	27,031	37,081	45,459	—	—	—	—	—	—

Variable Portfolio – BlackRock Global Inflation-Protected Securities Fund (Class 3) (05/01/2006)
Accumulation unit value at beginning of period	$1.23	$1.14	$1.12	$1.06	$1.08	$1.02	$1.00	—	—
Accumulation unit value at end of period	$1.28	$1.23	$1.14	$1.12	$1.06	$1.08	$1.02	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,156	1,527	2,123	39,552	22,934	24,803	19,914	—	—

Variable Portfolio – Conservative Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.05	$1.04	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.11	$1.05	$1.04	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	2,883	3,605	2,840	—	—	—	—	—	—

Variable Portfolio – Conservative Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.05	$1.04	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.11	$1.05	$1.04	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	33,878	37,774	34,075	—	—	—	—	—	—

Variable Portfolio – Moderate Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.07	$1.09	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.16	$1.07	$1.09	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	4,950	4,056	2,407	—	—	—	—	—	—

Variable Portfolio – Moderate Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.07	$1.09	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.16	$1.07	$1.09	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	168,701	206,439	248,214	—	—	—	—	—	—

Variable Portfolio – Moderately Aggressive Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.07	$1.10	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.18	$1.07	$1.10	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	2,106	1,555	774	—	—	—	—	—	—

Variable Portfolio – Moderately Aggressive Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.07	$1.11	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.18	$1.07	$1.11	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	86,581	118,725	154,365	—	—	—	—	—	—

Variable Portfolio – Moderately Conservative Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.06	$1.06	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.13	$1.06	$1.06	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	3,949	2,095	1,480	—	—	—	—	—	—

Variable Portfolio – Moderately Conservative Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.06	$1.06	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.14	$1.06	$1.06	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	28,639	34,697	43,744	—	—	—	—	—	—

Variable Portfolio – Partners Small Cap Value Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.35	$1.44	$1.18	$0.88	$1.31	$1.41	$1.19	$1.15	$1.00
Accumulation unit value at end of period	$1.50	$1.35	$1.44	$1.18	$0.88	$1.31	$1.41	$1.19	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	3,627	4,585	6,248	9,697	11,631	12,674	11,121	10,647	4,456

Variable Portfolio – Sit Dividend Growth Fund (Class 3) (05/01/2007)
Accumulation unit value at beginning of period	$0.79	$0.84	$0.77	$0.59	$0.99	$1.00	—	—	—
Accumulation unit value at end of period	$0.86	$0.79	$0.84	$0.77	$0.59	$0.99	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	961	1,246	1,481	47,054	29,241	19,856	—	—	—

Variable Portfolio – Victory Established Value Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.17	$1.27	$1.06	$0.79	$1.28	$1.23	$1.08	$1.10	$1.00
Accumulation unit value at end of period	$1.34	$1.17	$1.27	$1.06	$0.79	$1.28	$1.23	$1.08	$1.10
Number of accumulation units outstanding at end of period (000 omitted)	—	8	8	—	28	—	—	—	—

RIVERSOURCE INNOVATIONS CLASSIC SELECT VARIABLE ANNUITY — PROSPECTUS 129

Variable account charges of 1.90% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004

Wanger International (04/30/2004)
Accumulation unit value at beginning of period	$1.77	$2.11	$1.72	$1.17	$2.20	$1.93	$1.43	$1.20	$1.00
Accumulation unit value at end of period	$2.11	$1.77	$2.11	$1.72	$1.17	$2.20	$1.93	$1.43	$1.20
Number of accumulation units outstanding at end of period (000 omitted)	1,135	1,529	1,843	8,675	12,927	7,675	6,793	3,916	1,854

Wanger USA (04/30/2004)
Accumulation unit value at beginning of period	$1.30	$1.38	$1.14	$0.81	$1.38	$1.33	$1.26	$1.15	$1.00
Accumulation unit value at end of period	$1.53	$1.30	$1.38	$1.14	$0.81	$1.38	$1.33	$1.26	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	2,019	2,605	3,655	12,068	12,713	11,339	6,970	5,234	2,030

 130  RIVERSOURCE INNOVATIONS CLASSIC SELECT VARIABLE ANNUITY — PROSPECTUS

Table of Contents of the Statement of Additional Information

Calculating Annuity Payouts	p. 3

Rating Agencies	p. 4

Revenues Received During Calendar Year 2012	p. 4

Principal Underwriter	p. 5

Independent Registered Public Accounting Firms	p. 5

Condensed Financial Information (Unaudited)	p. 6

Financial Statements

RIVERSOURCE INNOVATIONS CLASSIC SELECT VARIABLE ANNUITY — PROSPECTUS 131

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This page is not part of the prospectus.

RiverSource Life Insurance Company
829 Ameriprise Financial Center
Minneapolis, MN 55474
1-800-333-3437

RiverSource Distributors, Inc. (Distributor), Member FINRA.
Insurance and annuity products are issued by RiverSource Life Insurance Company.

©2008-2013 RiverSource Life Insurance Company. All rights reserved.
45312 N (4/13)

Prospectus

April 29, 2013

RiverSource®

AccessChoice Select Variable Annuity

CONTRACT OPTION L: INDIVIDUAL FLEXIBLE PREMIUM COMBINATION FIXED/DEFERRED
VARIABLE ANNUITY

CONTRACT OPTION C: INDIVIDUAL FLEXIBLE PREMIUM COMBINATION FIXED/DEFERRED
VARIABLE ANNUITY

Issued by:	RiverSource Life Insurance Company (RiverSource Life)

829 Ameriprise Financial Center
Minneapolis, MN 55474
Telephone: 1-800-333-3437
(Corporate Office)
RiverSource Variable Annuity Account/RiverSource MVA Account

New contracts are not currently being offered.

This prospectus contains information that you should know before investing in AccessChoice Select Variable Annuity Contract Option L and Contract Option C. The information in this prospectus applies to both contracts unless stated otherwise.

Prospectuses are also available for:

AllianceBernstein Variable Products Series Fund, Inc. (Class B)
American Century® Variable Portfolios, Inc., Class II
Columbia Funds Variable Insurance Trust
Columbia Funds Variable Series Trust II
Credit Suisse Trust
Dreyfus Variable Investment Fund, Service Share Class
Eaton Vance Variable Trust (VT)
Fidelity® Variable Insurance Products Service Class 2
Franklin® Templeton® Variable Insurance Products
  Trust (FTVIPT) – Class 2
Goldman Sachs Variable Insurance Trust (VIT)
Invesco Variable Insurance Funds
Janus Aspen Series: Series Shares
Legg Mason Partners Variable Equity Trust
MFS® Variable Insurance Trustsm – Service Class
Morgan Stanley UIF
Oppenheimer Variable Account Funds, Service Shares
PIMCO Variable Insurance Trust (VIT)
Putnam Variable Trust – Class IB Shares
Wanger Advisors Trust

Some funds may not be available in your contract. Please read the prospectuses carefully and keep them for future reference.

The Securities and Exchange Commission (SEC) has not approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

An investment in this contract is not a deposit of a bank or financial institution and is not insured or guaranteed by the Federal Deposit Insurance Corporation (FDIC) or any other government agency. An investment in this contract involves investment risk including the possible loss of principal.

A Statement of Additional Information (SAI), dated the same date as this prospectus, is incorporated by reference into this prospectus. It is filed with the SEC and is available without charge by contacting RiverSource Life at the telephone number and address listed above. The table of contents of the SAI is on the last page of this prospectus. The SEC maintains an Internet site. This prospectus, the SAI and other information about the product are available on the EDGAR Database on the SEC’s Internet site at (http://www.sec.gov).

Variable annuities are insurance products that are complex investment vehicles. Before you invest, be sure to ask your investment professional about the variable annuity’s features, benefits, risks and fees, and whether the variable annuity is appropriate for you, based upon your financial situation and objectives.

The contract and/or certain optional benefits described in this prospectus may not be available in all jurisdictions. This prospectus constitutes an offering or solicitation only in those jurisdictions where such offering or solicitation may lawfully be made. State variations are covered in a special contract form used in that state. This prospectus provides a general description of the contract. Your actual contract and any riders or endorsements are the controlling documents.

RiverSource Life has not authorized any person to give any information or to make any representations regarding the contract other than those contained in this prospectus or the fund prospectuses. Do not rely on any such information or representations.

RIVERSOURCE ACCESSCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 1

RiverSource Life offers other variable annuity contracts in addition to the contract described in this prospectus which your investment professional may or may not be authorized to offer to you. Each annuity has different features and optional benefits that may be appropriate for you based on your individual financial situation and needs, your age and how you intend to use the annuity. The different features and benefits may include the investment and fund manager options, variations in interest rate amount and guarantees, credits, withdrawal charge schedules and access to annuity account values. The fees and charges you will pay when buying, owning and withdrawing money from the contract we describe in this prospectus may be more or less than the fees and charges of other variable annuities we issue. A securities broker dealer authorized to sell the contract described in this prospectus (selling firm) may not offer all the variable annuities we issue. In addition, some selling firms may not permit their investment professionals to sell the contract and/or optional benefits described in this prospectus to persons over a certain age (which may be lower than age limits we set), or may otherwise restrict the sale of the optional benefits described in this prospectus by their investment professionals. You should ask your investment professional about his or her selling firm’s ability to offer you other variable annuities we issue (which might have lower fees and charges than the contract described in this prospectus), and any limits the selling firm has placed on your investment professional’s ability to offer you the contract and/or optional riders described in this prospectus.

 2  RIVERSOURCE ACCESSCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

Key Terms

These terms can help you understand details about your contract.

Accumulation unit: A measure of the value of each subaccount before annuity payouts begin.

Annuitant: The person or persons on whose life or life expectancy the annuity payouts are based.

Annuity payouts: An amount paid at regular intervals under one of several plans.

Assumed investment rate: The rate of return we assume your investments will earn when we calculate your initial annuity payout amount using the annuity table in your contract. The standard assumed investment rate we use is 5% but you may request we substitute an assumed investment rate of 3.5%.

Beneficiary: The person you designate to receive benefits in case of the owner’s or annuitant’s death while the contract is in force.

Close of business: The time the New York Stock Exchange (NYSE) closes (4 p.m. Eastern time unless the NYSE closes earlier).

Code: The Internal Revenue Code of 1986, as amended.

Contract: A deferred annuity contract that permits you to accumulate money for retirement by making one or more purchase payments. It provides for lifetime or other forms of payouts beginning at a specified time in the future.

Contract value: The total value of your contract before we deduct any applicable charges.

Contract year: A period of 12 months, starting on the effective date of your contract and on each anniversary of the effective date.

Fixed account: Our general account which includes the one-year fixed account and the DCA fixed account. Amounts you allocate to the fixed account earn interest rates we declare periodically. For Contract Option C, the one-year fixed account may not be available or may be significantly limited in some states.

Funds: Investment options under your contract. You may allocate your purchase payments into subaccounts investing in shares of the funds.

Good order: We cannot process your transaction request relating to the contract until we have received the request in good order at our corporate office. “Good order” means the actual receipt of the requested transaction in writing, along with all information, forms and supporting legal documentation necessary to effect the transaction. To be in “good order,” your instructions must be sufficiently clear so that we do not need to exercise any discretion to follow such instructions. This information and documentation generally includes your completed request; the contract number; the transaction amount (in dollars); the names of and allocations to and/or from the subaccounts and the fixed account affected by the requested transaction; the signatures of all contract owners, exactly as registered on the contract, if necessary; Social Security Number or Taxpayer Identification Number; and any other information, forms or supporting documentation that we may require. With respect to purchase requests, “good order” also generally includes receipt of sufficient payment by us to effect the purchase. We may, in our sole discretion, determine whether any particular transaction request is in good order, and we reserve the right to change or waive any good order requirements at any time.

Guarantee Period: The number of successive 12-month periods that a guaranteed interest rate is credited.

Guarantee Period Accounts (GPAs): A nonunitized separate account to which you may allocate purchase payments or transfer contract value of at least $1,000. These accounts have guaranteed interest rates for guarantee periods we declare when you allocate purchase payments or transfer contract value to a GPA. These guaranteed rates and periods of time may vary by state. Unless an exception applies, transfers or withdrawals from a GPA done more than 30 days before the end of the guarantee period will receive a market value adjustment, which may result in a gain or loss of principal.

Market Value Adjustment (MVA): A positive or negative adjustment assessed if any portion of a Guarantee Period Account is withdrawn or transferred more than 30 days before the end of its guarantee period.

Owner (you, your): The person or persons identified in the contract as owner(s) of the contract, who has or have the right to control the contract (to decide on investment allocations, transfers, payout options, etc.). Usually, but not always, the owner is also the annuitant. During the owner’s life, the owner is responsible for taxes, regardless of whether he or she receives the contract’s benefits. When the contract is owned by a revocable trust, the annuitant selected should be the grantor of the trust to assure compliance with Section 72(s) of the Code.

RIVERSOURCE ACCESSCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 3

Qualified annuity: A contract that you purchase to fund one of the following tax-deferred retirement plans that is subject to applicable federal law and any rules of the plan itself:

•	Individual Retirement Annuities (IRAs) including inherited IRAs under Section 408(b) of the Code

•	Roth IRAs including inherited Roth IRAs under Section 408A of the Code

•	Simplified Employee Pension (SEP) plans under Section 408(k) of the Code

•	Tax-Sheltered Annuity (TSA) rollovers under Section 403(b) of the Code

A qualified annuity will not provide any necessary or additional tax deferral if it is used to fund a retirement plan that is already tax deferred.

All other contracts are considered nonqualified annuities.

Retirement date: The date when annuity payouts are scheduled to begin.

Rider effective date: The date a rider becomes effective as stated in the rider.

RiverSource Life: In this prospectus, “we,” “us,” “our” and “RiverSource Life” refer to RiverSource Life Insurance Company.

Valuation date: Any normal business day, Monday through Friday, on which the NYSE is open, up to the close of business. At the close of business, the next valuation date begins. We calculate the accumulation unit value of each subaccount on each valuation date. If we receive your purchase payment or any transaction request (such as a transfer or withdrawal request) in good order at our corporate office before the close of business, we will process your payment or transaction using the accumulation unit value we calculate on the valuation date we received your payment or transaction request. On the other hand, if we receive your purchase payment or transaction request in good order at our corporate office at or after the close of business, we will process your payment or transaction using the accumulation unit value we calculate on the next valuation date. If you make a transaction request by telephone (including by fax), you must have completed your transaction by the close of business in order for us to process it using the accumulation unit value we calculate on that valuation date. If you were not able to complete your transaction before the close of business for any reason, including telephone service interruptions or delays due to high call volume, we will process your transaction using the accumulation unit value we calculate on the next valuation date.

Variable account: Consists of separate subaccounts to which you may allocate purchase payments; each invests in shares of one fund. The value of your investment in each subaccount changes with the performance of the particular fund.

Withdrawal value: The amount you are entitled to receive if you make a full withdrawal from your contract. It is the contract value minus any applicable charges.

 4  RIVERSOURCE ACCESSCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

The Contract in Brief

This prospectus describes two contracts. Each contract has different expenses. Contract Option L has lower expenses than Contract Option C. Contract Option L has a four-year withdrawal charge schedule that applies to each purchase payment you make. Contract Option C eliminates the purchase payment withdrawal charge schedule, but has a higher mortality and expense risk fee than Contract Option L. Currently, both contracts(1) include the option to purchase a living benefit rider. Your investment professional can help you determine which contract is best suited to your needs based on factors such as your investment goals and how long you intend to keep your contract.

(1)	Living benefit riders were not available on Contract Option C prior to Jan. 26, 2009, but were available on Contract Option C prior to May 1, 2007.

Purpose: These contracts allow you to accumulate money for retirement or similar long term goal. You do this by making one or more purchase payments. You may allocate your purchase payments to the one-year fixed account (if part of your contract), the DCA fixed account (if part of your contract), GPAs and/or subaccounts of the variable account under the contract; however you risk losing amounts you invest in the subaccounts of the variable account. These accounts, in turn, may earn returns that increase the value of a contract. If the contract value goes to zero due to underlying fund’s performance or deduction of fees, the contract will no longer be in force and the contract (including any death benefit riders) will terminate. You may be able to purchase an optional benefit to reduce the investment risk you assume. Beginning at a specified time in the future called the retirement date, these contracts provide lifetime or other forms of payouts of your contract value (less any applicable premium tax).

Buying a contract: We no longer offer new contracts. However, you have the option of making additional purchase payments in the future, subject to certain limitations. Purchase payment amounts and purchase payment timing may be limited under the terms of your contract and/or pursuant to state requirements. (See “Buying Your Contract”).
It may have not been advantageous for you to purchase this contract in exchange for, or in addition to, an existing annuity or life insurance policy. Generally, you can exchange one annuity for another or for a long-term care policy in a “tax-free” exchange under Section 1035 of the Code. You can also do a partial exchange from one annuity contract to another annuity contract, subject to Internal Revenue Service (“IRS”) rules. You also generally can exchange a life insurance policy for an annuity. However, before making an exchange, you should compare both contracts carefully because the features and benefits may be different. Fees and charges may be higher or lower on your old contract than on this contract. You may have to pay a withdrawal charge when you exchange out of your old contract and a new withdrawal charge period will begin when you exchange into this contract. If the exchange does not qualify for Section 1035 treatment, you also may have to pay federal income tax on the distribution. State income taxes may also apply. You should not exchange your old contract for this contract, or buy this contract in addition to your old contract, unless you determine it is in your best interest. (See “Taxes-1035 Exchanges”.)

Tax-deferred retirement plans: Most annuities have a tax-deferred feature. So do many retirement plans under the Code. As a result, when you use a qualified annuity to fund a retirement plan that is tax-deferred, your contract will not provide any necessary or additional tax deferral for that retirement plan. A qualified annuity has features other than tax deferral that may help you reach your retirement goals. In addition, the Code subjects retirement plans to required withdrawals triggered at a certain age. These mandatory withdrawals are called required minimum distributions (“RMDs”). RMDs may reduce the value of certain death benefits and optional riders (see “Taxes — Qualified Annuities — Required Minimum Distributions”). You should consult your tax advisor before you purchase the contract as a qualified annuity for an explanation of the tax implications to you.

Accounts: Generally, you may allocate your purchase payments among the:

•	subaccounts, each of which invests in a fund with a particular investment objective. The value of each subaccount varies with the performance of the particular fund in which it invests. We cannot guarantee that the value at the retirement date will equal or exceed the total purchase payments you allocate to the subaccounts. (See “The Variable Account and the Funds”).

•	GPAs which earn interest at rates that we declare when you allocate purchase payments or transfer contract value to these accounts. Some states restrict the amount you can allocate to these accounts. The required minimum investment in a GPA is $1,000. (See “The Guarantee Period Accounts (GPAs)”).

•	the one-year fixed account (if part of your contract), which earns interest at rates that we adjust periodically. There are restrictions on the amount you can allocate to this account as well as on transfers from this account (see “Buying Your Contract” and “Transfer policies”). (See “The Fixed Account”).

•	DCA fixed account, if part of your contract, which earns interest at rates that we adjust periodically. There are restrictions on how long contract value can remain in this account. (See “DCA Fixed Account”).

RIVERSOURCE ACCESSCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 5

Transfers: Subject to certain restrictions, you currently may redistribute your contract value among the accounts without charge at any time until annuity payouts begin, and once per contract year among the subaccounts after annuity payouts begin. Transfers out of the GPAs done more than 30 days before the end of the guarantee period will be subject to an MVA, unless an exception applies. You may establish automated transfers among the accounts. Transfers into the DCA fixed account are not permitted. We reserve the right to further limit transfers to the one-year fixed account if the interest rate we are then currently crediting is equal to the minimum interest rate stated in the contract. (See “Making the Most of Your Contract — Transferring Among Accounts”).

Withdrawals: You may withdraw all or part of your contract value at any time before the retirement date. You also may establish automated partial withdrawals. Withdrawals may be subject to charges and tax penalties (including a 10% IRS penalty that may apply if you make withdrawals prior to your reaching age 59 1/2) and may have other tax consequences. Certain other restrictions may apply. (See “Withdrawals”)

Optional benefits: You can buy additional benefits with your contract. We offer optional death benefits. We offer optional living benefits, including: a guaranteed contract value on a future date (“Accumulation Protector Benefit Rider”) and a guaranteed minimum withdrawal benefit that permits you to withdraw a guaranteed amount from the contract over a period of time, which may include, under limited circumstances, the lifetime of a single person (SecureSource – Single Life) or the lifetime of you and your spouse (SecureSource – Joint Life) (“SecureSource Riders”). Optional living benefits require the use of a Portfolio Navigator program (PN program) investment option which may limit transfers and allocations; may limit the timing, amount and allocation of purchase payments; and may limit the amount of withdrawals that can be taken under the optional benefit during a contract year. We previously offered other optional living benefits under both Contract Option L and Contract Option C. Optional benefits vary by state and may have eligibility requirements. (See “Optional Benefits — Optional Living Benefits”).

Benefits in case of death: If you or the annuitant die before annuity payouts begin, we will pay the beneficiary an amount based on the death benefit selected. (See “Benefits in Case of Death”).

Annuity payouts: You can apply your contract value, after reflecting any adjustments, to an annuity payout plan that begins on the retirement date. You may choose from a variety of plans to make sure that payouts continue as long as you like. The payout schedule must meet IRS requirements. We can make payouts on a fixed or variable basis, or both. During the annuity payout period, your choices for subaccounts may be limited. The GPAs and the DCA fixed account are not available during the payout period. (See “The Annuity Payout Period”).

 6  RIVERSOURCE ACCESSCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

Expense Summary

The following tables describe the fees and expenses that you will pay when buying, owning and making a withdrawal from the contract. The first table describes the fees and expenses that you will pay at the time that you buy the contract or make a withdrawal from the contract. State premium taxes also may be deducted.

CONTRACT OWNER TRANSACTION EXPENSES

Withdrawal charge

(Contingent deferred sales charge as a percentage of purchase payments withdrawn)

You select either contract Option L or Option C at the time of application. Option C has no withdrawal charge schedule but carries a higher mortality and expense risk fee than Option L.

Contract Option L
years from purchase payment receipt*	Withdrawal charge percentage

1-2	8%

3	7

4	6

Thereafter	0

*	According to our current administrative practice, for the purpose of withdrawal charge calculation, we consider that the year is completed one day prior to the contract anniversary.

Withdrawal charge under Annuity Payout Plan E — Payouts for a specified period: If you are receiving variable annuity payments under this annuity payout plan, you can choose to take a withdrawal. The amount that you can withdraw is the present value of any remaining variable payouts. The discount rate we use in the calculation will be 5.17% for the assumed investment return of 3.5% and 6.67% for the assumed investment return of 5.0%. The withdrawal charge equals the present value of the remaining payouts using the assumed investment return minus the present value of the remaining payouts using the discount rate. (See “Charges — Withdrawal Charge” and “The Annuity Payout Period — Annuity Payout Plans.”)

The next two tables describe the fees and expenses that you will pay periodically during the time that you own the contract, not including fund fees and expenses.

ANNUAL VARIABLE ACCOUNT EXPENSES
(As a percentage of average daily subaccount value.)

You must choose either contract Option L or Option C and one of the death benefit guarantees. The combination you choose determines the mortality and expense risk fee you pay. The table below shows the combinations available to you and their cost. The variable account administrative charge is in addition to the mortality and expense risk fee.

	Total mortality and	Variable account	Total variable
If you select contract Option L and:	expense risk fee	administrative charge	account expense

Return of Purchase Payment (ROP) Death Benefit	1.55%	0.15%	1.70%

Maximum Anniversary Value (MAV) Death Benefit	1.75	0.15	1.90

5% Accumulation Death Benefit	1.90	0.15	2.05

Enhanced Death Benefit	1.95	0.15	2.10

If you select contract Option C and:

ROP Death Benefit	1.65%	0.15%	1.80%

MAV Death Benefit	1.85	0.15	2.00

5% Accumulation Death Benefit	2.00	0.15	2.15

Enhanced Death Benefit	2.05	0.15	2.20

RIVERSOURCE ACCESSCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 7

OTHER ANNUAL EXPENSES

Annual contract administrative charge	$40

(We will waive this charge when your contract value is $50,000 or more on the current contract anniversary.)

Optional Death Benefits
If eligible, you may have selected an optional death benefit in addition to the ROP and MAV Death Benefits. The fees apply only if you have selected one of these benefits.

Benefit Protector® Death Benefit rider fee	0.25%

Benefit Protector® Plus Death Benefit rider fee	0.40%

(As a percentage of the contract value charged annually on the contract anniversary.)

Optional Living Benefits
If eligible, you may have selected one of the following optional living benefits if available in your state. Each optional living benefit requires participation in the PN program. The fees apply only if you have selected one of these benefits.

Accumulation Protector Benefit® rider fee	Maximum: 1.75%	Current: 0.80%(1)

(Charged annually on the contract anniversary as a percentage of the contract value or the Minimum Contract Accumulation Value, whichever is greater.)

For contracts with applications signed on or after Jan. 26, 2009

SecureSource® – Single life rider fee	Maximum: 2.00%	Current: 1.10%

SecureSource® – Joint life rider fee	Maximum: 2.50%	Current: 1.40%

(Charged annually on the contract anniversary as a percentage of the contract value or the total Remaining Benefit Amount, whichever is greater.)

For contracts with applications signed on or after June 1, 2008, but prior to Jan. 26, 2009

SecureSource® – Single life rider fee	Maximum: 1.50%	Current: 0.75%

SecureSource® – Joint life rider fee	Maximum: 1.75%	Current: 0.95%

(Charged annually on the contract anniversary as a percentage of the contract value or the total Remaining Benefit Amount, whichever is greater.)

For contracts with applications signed prior to June 1, 2008

SecureSource® – Single life rider fee	Maximum: 1.50%	Current: 0.65%

SecureSource® – Joint life rider fee	Maximum: 1.75%	Current: 0.85%

(Charged annually on the contract anniversary as a percentage of the contract value or the total Remaining Benefit Amount, whichever is greater.)

Guarantor Withdrawal Benefit for Life® rider fee	Maximum: 1.50%	Current: 0.65%

(Charged annually on the contract anniversary as a percentage of the contract value or the total Remaining Benefit Amount, whichever is greater.)

Guarantor® Withdrawal Benefit rider fee	Maximum: 1.50%	Current: 0.55%

(As a percentage of contract value charged annually on the contract anniversary.)

Income Assurer Benefit® – MAV rider fee	Maximum: 1.50%	Current: 0.30%(2)

Income Assurer Benefit® – 5% Accumulation Benefit Base rider fee	Maximum: 1.75%	Current: 0.60%(2)

Income Assurer Benefit® – Greater of MAV or 5% Accumulation Benefit Base rider fee	Maximum: 2.00%	Current: 0.65%(2)

(As a percentage of the guaranteed income benefit base charged annually on the contract anniversary.)

(1)	For contracts purchased prior to Jan. 26, 2009, the current charge is 0.55%.
(2)	For applications signed prior to Oct. 7, 2004, the following current annual rider charges apply: Income Assurer Benefit – MAV — 0.55%, Income Assurer Benefit — 5% Accumulation Benefit Base — 0.70%; and Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base — 0.75%.

 8  RIVERSOURCE ACCESSCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

ANNUAL OPERATING EXPENSES OF THE FUNDS
The next two tables describe the operating expenses of the funds that you may pay periodically during the time that you own the contract. These operating expenses are for the fiscal year ended Dec. 31, 2012, unless otherwise noted. The first table shows the minimum and maximum total operating expenses charged by the funds. The second table shows the total operating expenses charged by each fund. More detail concerning each fund’s fees and expenses is contained in the prospectus for each fund.

Minimum and maximum annual operating expenses for the funds

(Including management fee, distribution and/or service (12b-1) fees and other expenses)(1)

	Minimum	Maximum

Total expenses before fee waivers and/or expense reimbursements	0.45%	1.71%

(1)	Each fund deducts management fees and other expenses from fund assets. Fund assets include amounts you allocate to a particular fund. Funds may also charge 12b-1 fees that are used to finance any activity that is primarily intended to result in the sale of fund shares. Because 12b-1 fees are paid out of fund assets on an ongoing basis, you may pay more if you select subaccounts investing in funds that have adopted 12b-1 plans than if you select subaccounts investing in funds that have not adopted 12b-1 plans. The fund or the fund’s affiliates may pay us or our affiliates for promoting and supporting the offer, sale and servicing of fund shares. In addition, the fund’s distributor and/or investment adviser, transfer agent or their affiliates may pay us or our affiliates for various services we or our affiliates provide. The amount of these payments will vary by fund and may be significant. See “The Variable Account and the Funds” for additional information, including potential conflicts of interest these payments may create. For a more complete description of each fund’s fees and expenses and important disclosure regarding payments the fund and/or its affiliates make, please review the fund’s prospectus and SAI.

Total annual operating expenses for each fund*

(Before fee waivers and/or expense reimbursements, if applicable, as a percentage of average daily net assets)

				Acquired fund	Gross total
	Management	12b-1	Other	fees and	annual
Fund name**	fees	fees	expenses	expenses***	expenses

AllianceBernstein VPS Balanced Wealth Strategy Portfolio (Class B)	0.55%	0.25%	0.10%	—%	0.90%

AllianceBernstein VPS Global Thematic Growth Portfolio (Class B)	0.75	0.25	0.24	—	1.24

AllianceBernstein VPS Growth and Income Portfolio (Class B)	0.55	0.25	0.05	—	0.85

AllianceBernstein VPS International Value Portfolio (Class B)	0.75	0.25	0.06	—	1.06

American Century VP Inflation Protection, Class II	0.47	0.25	0.01	—	0.73

American Century VP Mid Cap Value, Class II	0.90	0.25	0.01	—	1.16

American Century VP Ultra®, Class II	0.90	0.25	0.01	—	1.16

American Century VP Value, Class II	0.88	0.25	—	—	1.13

ClearBridge Variable Small Cap Growth Portfolio – Class I**	0.75	—	0.11	—	0.86

Columbia Variable Portfolio – Cash Management Fund (Class 3)	0.33	0.13	0.14	—	0.60	(1)

Columbia Variable Portfolio – Diversified Bond Fund (Class 3)	0.41	0.13	0.13	—	0.67

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3)**	0.57	0.13	0.12	—	0.82

Columbia Variable Portfolio – Emerging Markets Fund (Class 3)**	1.07	0.13	0.22	—	1.42	(1)

Columbia Variable Portfolio – High Yield Bond Fund (Class 3)	0.58	0.13	0.17	—	0.88	(1)

Columbia Variable Portfolio – Income Opportunities Fund (Class 2)	0.57	0.25	0.14	—	0.96

Columbia Variable Portfolio – Income Opportunities Fund (Class 3)	0.57	0.13	0.14	—	0.84

Columbia Variable Portfolio – International Opportunity Fund (Class 3)	0.79	0.13	0.20	—	1.12

Columbia Variable Portfolio – Large Cap Growth Fund (Class 3)	0.71	0.13	0.17	—	1.01	(1)

Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3)**	0.66	0.13	0.14	0.01	0.94

Columbia Variable Portfolio – Marsico Growth Fund (Class 1)	0.77	—	0.11	—	0.88	(1),(2)

Columbia Variable Portfolio – Marsico International Opportunities Fund (Class 2)	0.87	0.25	0.17	—	1.29	(1),(2)

Columbia Variable Portfolio – Mid Cap Growth Opportunity Fund (Class 3)	0.76	0.13	0.17	—	1.06	(1)

Columbia Variable Portfolio – Mid Cap Value Opportunity Fund (Class 3)	0.74	0.13	0.14	—	1.01	(1)

Columbia Variable Portfolio – S&P 500 Index Fund (Class 3)	0.10	0.13	0.22	—	0.45

Columbia Variable Portfolio – Small Cap Value Fund (Class 2)	0.87	0.25	0.13	—	1.25	(1)

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 3)**	0.36	0.13	0.14	—	0.63

Credit Suisse Trust – Commodity Return Strategy Portfolio	0.50	0.25	0.59	—	1.34	(3)

RIVERSOURCE ACCESSCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 9

Total annual operating expenses for each fund* (continued)

(Before fee waivers and/or expense reimbursements, if applicable, as a percentage of average daily net assets)

				Acquired fund	Gross total
	Management	12b-1	Other	fees and	annual
Fund name**	fees	fees	expenses	expenses***	expenses

Dreyfus Investment Portfolios MidCap Stock Portfolio, Service Shares	0.75%	0.25%	0.10%	—%	1.10%

Dreyfus Variable Investment Fund Appreciation Portfolio, Service Shares	0.75	0.25	0.06	—	1.06

Dreyfus Variable Investment Fund International Equity Portfolio, Service Shares	0.75	0.25	0.31	—	1.31

Dreyfus Variable Investment Fund International Value Portfolio, Service Shares	1.00	0.25	0.28	—	1.53

Eaton Vance VT Floating-Rate Income Fund	0.58	0.50	0.10	—	1.18

Fidelity® VIP Contrafund® Portfolio Service Class 2	0.56	0.25	0.08	—	0.89

Fidelity® VIP Growth Portfolio Service Class 2	0.56	0.25	0.10	—	0.91

Fidelity® VIP Investment Grade Bond Portfolio Service Class 2	0.31	0.25	0.11	—	0.67

Fidelity® VIP Mid Cap Portfolio Service Class 2	0.56	0.25	0.09	—	0.90

Fidelity® VIP Overseas Portfolio Service Class 2	0.71	0.25	0.14	—	1.10

FTVIPT Franklin Income Securities Fund – Class 2	0.45	0.25	0.02	—	0.72

FTVIPT Franklin Rising Dividends Securities Fund – Class 2	0.61	0.25	0.02	—	0.88

FTVIPT Franklin Small-Mid Cap Growth Securities Fund – Class 2	0.51	0.25	0.29	—	1.05

FTVIPT Mutual Shares Securities Fund – Class 2	0.60	0.25	0.11	—	0.96

FTVIPT Templeton Global Bond Securities Fund – Class 2	0.46	0.25	0.09	—	0.80

FTVIPT Templeton Growth Securities Fund – Class 2	0.74	0.25	0.04	—	1.03

Goldman Sachs VIT Mid Cap Value Fund – Institutional Shares	0.80	—	0.07	—	0.87	(4)

Goldman Sachs VIT Structured U.S. Equity Fund – Institutional Shares	0.62	—	0.10	—	0.72	(5)

Invesco V.I. American Franchise Fund, Series II Shares**	0.68	0.25	0.30	—	1.23	(6)

Invesco V.I. Comstock Fund, Series II Shares**	0.56	0.25	0.29	—	1.10	(6)

Invesco V.I. Global Health Care Fund, Series II Shares	0.75	0.25	0.38	—	1.38

Invesco V.I. International Growth Fund, Series II Shares	0.71	0.25	0.30	—	1.26

Invesco V.I. Mid Cap Core Equity Fund, Series II Shares	0.73	0.25	0.32	—	1.30

Invesco V.I. Mid Cap Growth Fund, Series II Shares**	0.75	0.25	0.37	—	1.37	(6)

Invesco V.I. Value Opportunities Fund, Series II Shares**	0.70	0.25	0.32	—	1.27

Janus Aspen Series Janus Portfolio: Service Shares	0.48	0.25	0.05	—	0.78

MFS® New Discovery Series – Service Class	0.90	0.25	0.07	—	1.22

MFS® Total Return Series – Service Class	0.75	0.25	0.05	—	1.05	(7)

MFS® Utilities Series – Service Class	0.74	0.25	0.08	—	1.07

Morgan Stanley UIF Global Real Estate Portfolio, Class II Shares	0.85	0.35	0.51	—	1.71	(8)

Morgan Stanley UIF Mid Cap Growth Portfolio, Class II Shares	0.75	0.35	0.31	—	1.41	(8)

Morgan Stanley UIF U.S. Real Estate Portfolio, Class II Shares	0.80	0.35	0.30	—	1.45	(9)

Oppenheimer Capital Appreciation Fund/VA, Service Shares	0.69	0.25	0.12	—	1.06	(10)

Oppenheimer Global Fund/VA, Service Shares**	0.63	0.25	0.13	—	1.01

Oppenheimer Global Strategic Income Fund/VA, Service Shares	0.58	0.25	0.14	0.06	1.03	(11)

Oppenheimer Main Street Small Cap Fund®/VA, Service Shares**	0.69	0.25	0.14	—	1.08	(10)

PIMCO VIT All Asset Portfolio, Advisor Class	0.43	0.25	—	0.75	1.43	(12)

Putnam VT Global Health Care Fund – Class IB Shares	0.64	0.25	0.20	—	1.09

Putnam VT International Equity Fund – Class IB Shares	0.71	0.25	0.18	—	1.14

Putnam VT Multi-Cap Growth Fund – Class IB Shares	0.57	0.25	0.15	—	0.97

Putnam VT Small Cap Value Fund – Class IB Shares	0.64	0.25	0.17	0.09	1.15

Variable Portfolio – Aggressive Portfolio (Class 2)	—	0.25	0.02	0.80	1.07

Variable Portfolio – Aggressive Portfolio (Class 4)	—	0.25	0.02	0.80	1.07

Variable Portfolio – BlackRock Global Inflation-Protected Securities Fund (Class 3)**	0.42	0.13	0.13	—	0.68

 10  RIVERSOURCE ACCESSCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

Total annual operating expenses for each fund* (continued)

(Before fee waivers and/or expense reimbursements, if applicable, as a percentage of average daily net assets)

				Acquired fund	Gross total
	Management	12b-1	Other	fees and	annual
Fund name**	fees	fees	expenses	expenses***	expenses

Variable Portfolio – Conservative Portfolio (Class 2)	—%	0.25%	0.02%	0.61%	0.88%

Variable Portfolio – Conservative Portfolio (Class 4)	—	0.25	0.02	0.61	0.88

Variable Portfolio – Moderate Portfolio (Class 2)	—	0.25	0.02	0.72	0.99

Variable Portfolio – Moderate Portfolio (Class 4)	—	0.25	0.02	0.72	0.99

Variable Portfolio – Moderately Aggressive Portfolio (Class 2)	—	0.25	0.02	0.76	1.03

Variable Portfolio – Moderately Aggressive Portfolio (Class 4)	—	0.25	0.02	0.76	1.03

Variable Portfolio – Moderately Conservative Portfolio (Class 2)	—	0.25	0.02	0.67	0.94

Variable Portfolio – Moderately Conservative Portfolio (Class 4)	—	0.25	0.02	0.67	0.94

Variable Portfolio – Partners Small Cap Value Fund (Class 3)	0.91	0.13	0.15	0.01	1.20	(1)

Variable Portfolio – Sit Dividend Growth Fund (Class 3)**	0.71	0.13	0.13	—	0.97	(1)

Variable Portfolio – Victory Established Value Fund (Class 3)**	0.77	0.13	0.13	—	1.03	(1)

Wanger International	0.91	—	0.16	—	1.07

Wanger USA	0.86	—	0.10	—	0.96

*	The Funds provided the information on their expenses and we have not independently verified the information.

**	The previous fund names can be found in “The Variable Account and the Funds” section of the prospectus.

***	Includes fees and expenses incurred indirectly by the Fund as a result of its investment in other investment companies (also referred to as acquired funds).

(1)	Columbia Management Investment Advisers, LLC and certain of its affiliates have contractually agreed to waive and/or to reimburse expenses (excluding certain fees and expenses, such as transaction costs and certain other investment related expenses, interest, taxes, acquired fund fees and expenses, and extraordinary expenses) until April 30, 2014, unless sooner terminated at the sole discretion of the Fund’s Board of Trustees. Under this agreement, the Fund’s net operating expenses, subject to applicable exclusions, will not exceed the annual rate of 0.575% for Columbia Variable Portfolio – Cash Management Fund (Class 3), 1.375% for Columbia Variable Portfolio – Emerging Markets Fund (Class 3), 0.845% for Columbia Variable Portfolio – High Yield Bond Fund (Class 3), 0.915% for Columbia Variable Portfolio – Large Cap Growth Fund (Class 3), 0.79% for Columbia Variable Portfolio – Marsico Growth Fund (Class 1), 1.18% for Columbia Variable Portfolio – Marsico International Opportunities Fund (Class 2), 0.995% for Columbia Variable Portfolio – Mid Cap Growth Opportunity Fund (Class 3), 0.995% for Columbia Variable Portfolio – Mid Cap Value Opportunity Fund (Class 3), 1.03% for Columbia Variable Portfolio – Small Cap Value Fund (Class 2), 1.005% for Variable Portfolio – Partners Small Cap Value Fund (Class 3), 0.895% for Variable Portfolio – Sit Dividend Growth Fund (Class 3) and 1.015% for Variable Portfolio – Victory Established Value Fund (Class 3).

(2)	Management fees have been restated to reflect contractual changes to the investment advisory and/or administrative fee rates.

(3)	Credit Suisse will waive fees and reimburse expenses so that the Portfolio’s annual operating expenses will not exceed 1.05% of the Portfolio’s average daily net assets. Waivers and expense reimbursements or credits are voluntary and may be discontinued at any time.

(4)	The Investment Adviser agreed to waive a portion of its management fee in order to achieve an effective net management rate of 0.77%. Other expenses include transfer agency fees equal on an annualized basis to 0.02% of the average daily net assets of the Fund’s Institutional Shares, plus all other ordinary expenses not detailed above. The Investment Adviser has voluntarily agreed to reduce or limit other expenses (excluding management fees, distribution and service fees, transfer agent fees and expenses, taxes, interest, brokerage fees and litigation, indemnification, shareholder meetings and other extraordinary expenses, exclusive of any custody and transfer agent fee credit reductions) to the extent such expenses exceed, on an annual basis, 0.054% of the average daily net assets of the Fund. These arrangements will remain in effect through at least April 29, 2014 and prior to such date the Investment Adviser may not terminate the arrangement without the approval of the trustees. After fee waivers and reimbursements, net expenses would be 0.84%.

(5)	Other expenses include transfer agency fees equal on an annualized basis to 0.02% of the average daily net assets of the Fund’s Institutional Shares, plus all other ordinary expenses not detailed above. The Investment Adviser has voluntarily agreed to reduce or limit other expenses (excluding management fees, distribution and service fees, transfer agent fees and expenses, taxes, interest, brokerage fees and litigation, indemnification, shareholder meetings and other extraordinary expenses, exclusive of any custody and transfer agent fee credit reductions) to the extent such expenses exceed, on an annual basis, 0.004% of the average daily net assets of the Fund. These arrangements will remain in effect through at least April 29, 2014 and prior to such date the Investment Adviser may not terminate the arrangement without the approval of the trustees. After fee waivers and reimbursements, net expenses would be 0.64%.

(6)	The Adviser has contractually agreed, through at least June 30, 2014, to waive advisory fees and/or reimburse expenses of Series II shares to the extent necessary to limit total annual fund operating expenses after fee waivers and/or expense reimbursements (excluding interest, taxes, dividend expense on short sales, extraordinary or non-routine items, including litigation expenses and expenses that the Fund has incurred but did not actually pay because of an expense offset arrangement) of Series II shares to 1.15% for Invesco V.I. American Franchise Fund, Series II Shares, 1.03% for Invesco V.I. Comstock Fund, Series II Shares, and 1.34% for Invesco V.I. Mid Cap Growth Fund, Series II Shares of average daily net assets. Acquired fund fees and expenses are also excluded in determining such obligation, if applicable. Unless the Board of Trustees and Invesco Advisers, Inc. mutually agree to amend or continue the fee waiver agreement, it will terminate on June 30, 2014.

(7)	Massachusetts Financial Services Company has agreed in writing to reduce its management fee to 0.70% of the fund’s average daily net assets annually in excess of $1 billion and 0.65% of the fund’s average daily net assets annually in excess of $2.5 billion to $3 billion. This written agreement will remain in effect until modified by the fund’s Board of Trustees, but such agreement will continue until at least April 30, 2014. After fee waivers, net expenses would be 1.02%.

(8)	The Portfolios’ Adviser, Morgan Stanley Investment Management Inc., has agreed to reduce its advisory fee and/or reimburse the Portfolio so that total annual portfolio operating expenses, excluding certain investment related expenses, taxes, interest and other extraordinary expenses (including litigation), will not exceed 1.40% for Morgan Stanley UIF Global Real Estate Portfolio, Class II Shares and 1.15% for Morgan Stanley UIF Mid Cap Growth Portfolio, Class II Shares. In addition, the Portfolios’ Distributor, Morgan Stanley Distribution Inc., has agreed to waive 0.10% for Morgan Stanley UIF Global Real Estate Portfolio, Class II Shares and 0.25% for Morgan Stanley UIF Mid Cap Growth Portfolio, Class II Shares of the 0.35% 12b-1 fee that it may receive. These fee waivers and/or expense reimbursements will

RIVERSOURCE ACCESSCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 11

continue for at least one year or until such time as the Fund’s Board of Directors acts to discontinue all or a portion of such waivers and/or reimbursements when it deems that such action is appropriate.

(9)	The Portfolios’ Distributor, Morgan Stanley Distribution Inc., has agreed to waive 0.10% of the 0.35% 12b-1 fee that it may receive. This waiver will continue for at least one year or until such time as the Fund’s Board of Directors acts to discontinue all or a portion of such waiver when it deems that such action is appropriate. After fee waivers, net expenses would be 1.35%.

(10)	The Manager has voluntarily agreed to limit the Fund’s expenses after payments, waivers and/or reimbursements and reduction to custodian expenses, excluding expenses incurred directly or indirectly by the Fund as a result of investments in other investment companies, wholly-owned subsidiaries and pooled investment vehicles; so that those expenses, as percentages of daily net assets, will not exceed the annual rate of 1.05% for Oppenheimer Capital Appreciation Fund/VA, Service Shares and 1.05% for Oppenheimer Main Street Small Cap Fund®/VA, Service Shares.

(11)	The Manager has contractually agreed to waive fees and/or reimburse Fund expenses in an amount equal to the indirect management fees incurred through the Fund’s investments in Oppenheimer Institutional Money Market Fund, Oppenheimer Short Duration Fund and the Master Funds. This fee waiver and/or expenses reimbursement may not be amended or withdrawn for one year from the date of the Fund’s prospectus, unless approved by the board. After fee waivers, net expenses would be 0.97%.

(12)	PIMCO has contractually agreed, through May 1, 2014, to reduce its advisory fee to the extent that the Underlying PIMCO Fund Expenses attributable to advisory and supervisory and administrative fees exceed 0.64% of the total assets invested in Underlying PIMCO Funds. PIMCO may recoup these waivers in future periods, not exceeding three years, provided total expenses, including such recoupment, do not exceed the annual expense limit. The fee reduction is implemented based on a calculation of Underlying PIMCO Fund Expenses attributable to advisory and supervisory and administrative fees that is different from the calculation of Acquired Fund Fees and Expenses listed in the table above. After fee waivers, net expenses would be 1.34%.

 12  RIVERSOURCE ACCESSCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

Examples
These examples are intended to help you compare the cost of investing in these contracts with the cost of investing in other variable annuity contracts. These costs include your transaction expenses, contract administrative charges(1), variable account annual expenses and fund fees and expenses.

These examples assume that you invest $10,000 in the contract for the time periods indicated. These examples also assume that your investment has a 5% return each year.

CONTRACT OPTION L AND CONTRACT OPTION C
Maximum Expenses. These examples assume the most expensive combination of contract features and benefits and the maximum fees and expenses of any of the funds offered on or after May 1, 2007 before fee waivers and/or expense reimbursements. They assume that you select the MAV Death Benefit, the SecureSource – Joint Life rider and the Benefit Protector Plus Death Benefit(2). Although your actual costs may be lower, based on these assumptions your costs would be:

					If you do not withdraw your contract
	If you withdraw your contract				or if you select an annuity payout plan
	at the end of the applicable time period:				at the end of the applicable time period:
	1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years

Contract Option L	$1,424	$2,714	$3,428	$6,658	$704	$2,081	$3,428	$6,658

Contract Option C	714	2,110	3,473	6,733	714	2,110	3,473	6,733

Minimum Expenses. These examples assume the least expensive combination of contract features and benefits and the minimum fees and expenses of any of the funds before fee waivers and/or expense reimbursements. They assume that you select the ROP Death Benefit and do not select any optional benefits. Although your actual costs may be higher, based on these assumptions your costs would be:

					If you do not withdraw your contract or
	If you withdraw your contract				if you select an annuity payout plan at
	at the end of the applicable time period:				the end of the applicable time period:
	1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years

Contract Option L	$1,000	$1,475	$1,356	$2,860	$260	$797	$1,356	$2,860

Contract Option C	271	828	1,407	2,962	271	828	1,407	2,962

(1)	In these examples, the contract administrative charge is $40.
(2)	Because these examples are intended to illustrate the most expensive combination of contract features, the maximum annual fee for each optional rider is reflected rather than the fee that is currently being charged.

THE EXAMPLES ARE ILLUSTRATIVE ONLY. YOU SHOULD NOT CONSIDER THESE EXAMPLES AS A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES WILL BE HIGHER OR LOWER THAN THOSE SHOWN DEPENDING UPON WHICH OPTIONAL BENEFIT YOU ELECT OTHER THAN INDICATED IN THE EXAMPLES OR IF YOU ALLOCATE CONTRACT VALUE TO ANY OTHER AVAILABLE SUBACCOUNTS.

RIVERSOURCE ACCESSCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 13

Condensed Financial Information

You can find unaudited condensed financial information for the subaccounts representing the lowest and highest total annual variable account expense combinations in Appendix M.

Financial Statements

You can find our audited financial statements and the audited financial statements of the divisions, which are comprised of subaccounts, in the SAI. The SAI does not include audited financial statements for divisions that are new (if any) and have no activity as of the financial statements date.

The Variable Account and the Funds

Variable Account. The variable account was established under Indiana law on July 15, 1987, and the subaccounts are registered together as a single unit investment trust under the Investment Company Act of 1940 (the 1940 Act). This registration does not involve any supervision of our management or investment practices and policies by the SEC. All obligations arising under the contracts are general obligations of RiverSource Life.

The variable account meets the definition of a separate account under federal securities laws. We credit or charge income, capital gains and capital losses of each subaccount only to that subaccount. State insurance law prohibits us from charging a subaccount with liabilities of any other subaccount or of our general business. The variable account includes other subaccounts that are available under contracts that are not described in this prospectus.

Although the IRS has issued some guidance on investor control, the U.S. Treasury and the IRS may continue to examine this aspect of variable contracts and provide additional guidance on investor control. At this time, we do not know what the additional guidance will be or when action will be taken. We reserve the right to modify the contract, as necessary, so that the owner will not be subject to current taxation as the owner of the subaccount assets.

We intend to comply with all federal tax laws so that the contract continues to qualify as an annuity for federal income tax purposes. We reserve the right to modify the contract as necessary to comply with any new tax laws.

The Funds. This contract currently offers subaccounts investing in shares of the funds listed in the table below.

•	Investment objectives: The investment managers and advisers cannot guarantee that the funds will meet their investment objectives. Please read the funds’ prospectuses for facts you should know before investing. These prospectuses are available by contacting us at the address or telephone number on the first page of this prospectus.

•	Fund name and management: A fund underlying your contract in which a subaccount invests may have a name, portfolio manager, objectives, strategies and characteristics that are the same or substantially similar to those of a publicly-traded retail mutual fund. Despite these similarities, an underlying fund is not the same as any publicly-traded retail mutual fund. Each underlying fund will have its own unique portfolio holdings, fees, operating expenses and operating results. The results of each underlying fund may differ significantly from any publicly-traded retail mutual fund.

•	Eligible purchasers: All funds are available to serve as the underlying investments for variable annuities and variable life insurance policies. The funds are not available to the public (see “Fund Name and Management” above). Some funds also are available to serve as investment options for tax-deferred retirement plans. It is possible that in the future for tax, regulatory or other reasons, it may be disadvantageous for variable annuity accounts and variable life insurance accounts and/or tax-deferred retirement plans to invest in the available funds simultaneously. Although we and the funds’ providers do not currently foresee any such disadvantages, the boards of directors or trustees of each fund will monitor events in order to identify any material conflicts between annuity owners, policy owners and tax-deferred retirement plans and to determine what action, if any, should be taken in response to a conflict. If a board were to conclude that it should establish separate fund providers for the variable annuity, variable life insurance and tax-deferred retirement plan accounts, you would not bear any expenses associated with establishing separate funds. Please refer to the funds’ prospectuses for risk disclosure regarding simultaneous investments by variable annuity, variable life insurance and tax-deferred retirement plan accounts. Each fund intends to comply with the diversification requirements under Section 817(h) of the Code.

•	Asset allocation programs may impact fund performance: Asset allocation programs in general may negatively impact the performance of an underlying fund. Even if you do not participate in an asset allocation program, a fund in which your subaccount invests may be impacted if it is included in an asset allocation program. Rebalancing or reallocation under the terms of the asset allocation program may cause a fund to lose money if it must sell large amounts of securities to meet a redemption request. These losses can be greater if the fund holds securities that are not as liquid as others, for example, various types of bonds, shares of smaller companies and securities of foreign issuers. A fund may also experience higher expenses because it must sell or buy securities more frequently than it otherwise might in the absence of asset allocation

 14  RIVERSOURCE ACCESSCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

program rebalancing or reallocations. Because asset allocation programs include periodic rebalancing and may also include reallocation, these effects may occur under the asset allocation program we offer (see “Making the Most of Your Contract — Portfolio Navigator Program”) or under asset allocation programs used in conjunction with the contracts and plans of other eligible purchasers of the funds.

•	Funds available under the contract: We seek to provide a broad array of underlying funds taking into account the fees and charges imposed by each fund and the contract charges we impose. We select the underlying funds in which the subaccounts initially invest and when there is substitution (see “Substitution of Investments”). We also make all decisions regarding which funds to retain in a contract, which funds to add to a contract and which funds will no longer be offered in a contract. In making these decisions, we may consider various objective and subjective factors. Objective factors include, but are not limited to fund performance, fund expenses, classes of fund shares available, size of the fund and investment objectives and investing style of the fund. Subjective factors include, but are not limited to, investment sub-styles and process, management skill and history at other funds and portfolio concentration and sector weightings. We also consider the levels and types of revenue including, but not limited to, expense payments and non-cash compensation a fund, its distributor, investment adviser, subadviser, transfer agent or their affiliates pay us and our affiliates. This revenue includes, but is not limited to compensation for administrative services provided with respect to the fund and support of marketing and distribution expenses incurred with respect to the fund.

•	Revenue we receive from the funds may create potential conflicts of interest: We or our affiliates receive from each of the funds, or the funds’ affiliates, varying levels and types of revenue, including but not limited to expense payments and non-cash compensation. The amount of this revenue and how it is computed varies by fund, may be significant and may create potential conflicts of interest. The greatest amount and percentage of revenue we and our affiliates receive comes from assets allocated to subaccounts investing in the funds that are managed by our affiliates Columbia Management Investment Advisers, LLC (Columbia Management Investment Advisers) or Columbia Wanger Asset Management, LLC (Columbia Wanger Asset Management) (affiliated funds). Employee compensation and operating goals at all levels are tied to the success of Ameriprise Financial, Inc. and its affiliates, including us. Certain employees may receive higher compensation and other benefits based, in part, on contract values that are invested in the affiliated funds. We or our affiliates receive revenue which ranges up to 0.69% of the average daily net assets invested in the underlying funds through this and other contracts we and our affiliate issue. We or our affiliates may also receive revenue which ranges up to 0.04% of aggregate, net or anticipated sales of underlying funds through this and other contracts we and our affiliate issue. Please see the SAI for a table that ranks the underlying funds according to total dollar amounts they and their affiliates paid us or our affiliates in the prior calendar year.

Expense payments, non-cash compensation and other forms of revenue may influence recommendations your investment professional makes regarding whether you should invest in the contract and whether you should allocate purchase payments or contract value to a subaccount that invests in a particular fund (see “About the Service Providers”).

The revenue we or our affiliates receive from a fund or its affiliates is in addition to revenue we receive from the charges you pay when buying, owning and making withdrawal from the contract (see “Expense Summary”). However, the revenue we or our affiliates receive from a fund or its affiliates may come, at least in part, from the fund’s fees and expenses you pay indirectly when you allocate contract value to the subaccount that invests in that fund.

•	Why revenues are paid to us: In accordance with applicable laws, regulations and the terms of the agreements under which such revenue is paid, we or our affiliates may receive these revenues including, but not limited to expense payments and non-cash compensation for various purposes:

•	Compensating, training and educating investment professionals who sell the contracts.

•	Granting access to our employees whose job it is to promote sales of the contracts by authorized selling firms and their investment professionals, and granting access to investment professionals of our affiliated selling firms.

•	Activities or services we or our affiliates provide that assist in the promotion and distribution of the contracts including promoting the funds available under the contracts to prospective and existing contract owners, authorized selling firms and investment professionals.

•	Providing sub-transfer agency and shareholder servicing to contract owners.

•	Promoting, including and/or retaining the fund’s investment portfolios as underlying investment options in the contracts.

•	Advertising, printing and mailing sales literature, and printing and distributing prospectuses and reports.

•	Furnishing personal services to contract owners, including education of contract owners, answering routine inquiries regarding a fund, maintaining accounts or providing such other services eligible for service fees as defined under the rules of the Financial Industry Regulatory Authority (FINRA).

•	Subaccounting, transaction processing, recordkeeping and administration.

RIVERSOURCE ACCESSCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 15

•	Sources of revenue received from affiliated funds: The affiliated funds are managed by Columbia Management Investment Advisers or Columbia Wanger Asset Management. The sources of revenue we receive from these affiliated funds, or from affiliates of these funds, may include, but are not necessarily limited to, the following:

•	Assets of the fund’s adviser and transfer agent or an affiliate. The revenue resulting from these sources may be based either on a percentage of average daily net assets of the fund or on the actual cost of certain services we provide with respect to the fund. We may receive this revenue either in the form of a cash payment or it may be allocated to us.

•	Compensation paid out of 12b-1 fees that are deducted from fund assets and disclosed in the “12b-1 fees” column of the “Annual Operating Expenses of the Funds” table.

•	Sources of revenue received from unaffiliated funds: The unaffiliated funds are not managed by an affiliate of ours. The sources of revenue we receive from these unaffiliated funds, or the funds’ affiliates, may include, but are not necessarily limited to, the following:

•	Assets of the fund’s adviser, subadviser, transfer agent or an affiliate of these and assets of the fund’s distributor or an affiliate. The revenue resulting from these sources usually is based on a percentage of average daily net assets of the fund but there may be other types of payment arrangements.

•	Compensation paid out of 12b-1 fees that are deducted from fund assets and disclosed in the “12b-1 fees” column of the “Annual Operating Expenses of the Funds” table.

 16  RIVERSOURCE ACCESSCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

Unless the PN program is in effect, you may allocate purchase payments and transfers to any or all of the subaccounts of the variable account that invest in shares of the following funds:

	Available under	Available under
	contracts with	contracts with
	applications	applications
	signed on or after	signed prior to
Investing In	May 1, 2007	May 1, 2007	Investment Objective and Policies	Investment Adviser
AllianceBernstein VPS Balanced Wealth Strategy Portfolio (Class B)	N	Y	Seeks to maximize total return consistent with AllianceBernstein’s determination of reasonable risk.	AllianceBernstein L.P.

AllianceBernstein VPS Global Thematic Growth Portfolio (Class B)	Y	Y	Seeks long-term growth of capital.	AllianceBernstein L.P.

AllianceBernstein VPS Growth and Income Portfolio (Class B)	Y	Y	Seeks long-term growth of capital.	AllianceBernstein L.P.

AllianceBernstein VPS International Value Portfolio (Class B)	Y	Y	Seeks long-term growth of capital.	AllianceBernstein L.P.

American Century VP Inflation Protection, Class II	N	Y	Seeks long-term total return using a strategy that seeks to protect against U.S. inflation.	American Century Investment Management, Inc.

American Century VP Mid Cap Value, Class II	Y	Y	Seeks long-term capital growth. Income is a secondary objective.	American Century Investment Management, Inc.

American Century VP Ultra®, Class II	Y	Y	Seeks long-term capital growth.	American Century Investment Management, Inc.

American Century VP Value, Class II	Y	Y	Seeks long-term capital growth. Income is a secondary objective.	American Century Investment Management, Inc.

ClearBridge Variable Small Cap Growth Portfolio – Class I (previously Legg Mason ClearBridge – Variable Small Cap Growth Portfolio – Class I)	Y	Y	Seeks long-term growth of capital.	Legg Mason Partners Fund Advisor, LLC, adviser; Western Asset Management Company & Western Asset Management Company Limited, subadviser.

Columbia Variable Portfolio – Cash Management Fund (Class 3)	Y	Y	Seeks maximum current income consistent with liquidity and stability of principal.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Diversified Bond Fund (Class 3)	Y	Y	Seeks high level of current income while attempting to conserve the value of the investment for the longest period of time.	Columbia Management Investment Advisers, LLC

RIVERSOURCE ACCESSCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 17

	Available under	Available under
	contracts with	contracts with
	applications	applications
	signed on or after	signed prior to
Investing In	May 1, 2007	May 1, 2007	Investment Objective and Policies	Investment Adviser
Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3) (previously Columbia Variable Portfolio – Diversified Equity Income Fund (Class 3))	Y	Y	Seeks high level of current income and, as a secondary goal, steady growth of capital.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Emerging Markets Fund (Class 3) (previously Columbia Variable Portfolio – Emerging Markets Opportunity Fund (Class 3))	Y	Y	Seeks long-term capital growth.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – High Yield Bond Fund (Class 3)	Y	Y	Seeks high current income, with capital growth as a secondary objective.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Income Opportunities Fund (Class 2)	Y	Y	Seeks high total return through current income and capital appreciation.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Income Opportunities Fund (Class 3)	Y	Y	Seeks high total return through current income and capital appreciation.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – International Opportunity Fund (Class 3)	Y	Y	Seeks capital appreciation.	Columbia Management Investment Advisers, LLC, adviser; Threadneedle International Limited, an indirect wholly-owned subsidiary of Ameriprise Financial, sub-adviser.

Columbia Variable Portfolio – Large Cap Growth Fund (Class 3)	Y	Y	Seeks long-term capital growth.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3) (previously Columbia Variable Portfolio – Dynamic Equity Fund (Class 3))	Y	Y	Seeks capital appreciation.	Columbia Management Investment Advisers, LLC

 18  RIVERSOURCE ACCESSCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

	Available under	Available under
	contracts with	contracts with
	applications	applications
	signed on or after	signed prior to
Investing In	May 1, 2007	May 1, 2007	Investment Objective and Policies	Investment Adviser
Columbia Variable Portfolio – Marsico Growth Fund (Class 1)	Y	Y	Seeks long-term growth of capital.	Columbia Management Investment Advisers, LLC, adviser; Marsico Capital Management, LLC, subadviser.

Columbia Variable Portfolio – Marsico International Opportunities Fund (Class 2)	Y	Y	Seeks long-term growth of capital.	Columbia Management Investment Advisers, LLC, adviser; Marsico Capital Management, LLC, subadviser.

Columbia Variable Portfolio – Mid Cap Growth Opportunity Fund (Class 3)	N	Y	Seeks growth of capital.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Mid Cap Value Opportunity Fund (Class 3)	Y	Y	Seeks long-term growth of capital.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – S&P 500 Index Fund (Class 3)	Y	Y	Seeks long-term capital appreciation.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Small Cap Value Fund (Class 2)	Y	Y	Seeks long-term capital appreciation.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 3) (previously Columbia Variable Portfolio – Short Duration U.S. Government Fund (Class 3))	Y	Y	Seeks high level of current income and safety of principal consistent with investment in U.S. government and government agency securities.	Columbia Management Investment Advisers, LLC

Credit Suisse Trust – Commodity Return Strategy Portfolio	Y	Y	The fund is designed to achieve positive total return relative to the performance of the Dow Jones-UBS Commodity Index Total Return (“DJ-UBS”).	Credit Suisse Asset Management, LLC

Dreyfus Investment Portfolios MidCap Stock Portfolio, Service Shares	N	Y	Seeks investment results that are greater than the total return performance of publicly traded common stocks of medium-size domestic companies in the aggregate, as represented by the Standard & Poor’s MidCap 400 Index.	The Dreyfus Corporation

RIVERSOURCE ACCESSCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 19

	Available under	Available under
	contracts with	contracts with
	applications	applications
	signed on or after	signed prior to
Investing In	May 1, 2007	May 1, 2007	Investment Objective and Policies	Investment Adviser
Dreyfus Variable Investment Fund Appreciation Portfolio, Service Shares	N	Y	Seeks long-term capital growth consistent with the preservation of capital.	The Dreyfus Corporation, adviser; Fayez Sarofim & Co., sub-adviser.

Dreyfus Variable Investment Fund International Equity Portfolio, Service Shares	Y	Y	Seeks capital growth.	The Dreyfus Corporation, adviser; Newton Capital Management Limited, sub-adviser

Dreyfus Variable Investment Fund International Value Portfolio, Service Shares	Y	Y	Seeks long-term capital growth.	The Dreyfus Corporation

Eaton Vance VT Floating-Rate Income Fund	Y	Y	Seeks high level of current income.	Eaton Vance Management

Fidelity® VIP Contrafund® Portfolio Service Class 2	Y	Y	Seeks long-term capital appreciation. Normally invests primarily in common stocks. Invests in securities of companies whose value it believes is not fully recognized by the public. Invests in either “growth” stocks or “value” stocks or both. The fund invests in domestic and foreign issuers.	Fidelity Management & Research Company (FMR) is the fund’s manager. FMR Co., Inc. (FMRC) and other investment advisers serve as sub-advisers for the fund.

Fidelity® VIP Growth Portfolio Service Class 2	N	Y	Seeks to achieve capital appreciation. Normally invests primarily in common stocks. Invests in companies that it believes have above-average growth potential (stocks of these companies are often called “growth” stocks). The Fund invests in domestic and foreign issuers.	FMR and FMRC and other investment advisers serve as sub-advisers for the fund.

Fidelity® VIP Investment Grade Bond Portfolio Service Class 2	Y	Y	Seeks as high level of current income as is consistent with the preservation of capital. Normally invests at least 80% of assets in investment-grade debt securities (those of medium and high quality) of all types and repurchase agreements for those securities.	FMR and Fidelity Investments Money Management, Inc. (FIMM) and other investment advisers serve as sub-advisers for the fund.

 20  RIVERSOURCE ACCESSCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

	Available under	Available under
	contracts with	contracts with
	applications	applications
	signed on or after	signed prior to
Investing In	May 1, 2007	May 1, 2007	Investment Objective and Policies	Investment Adviser
Fidelity® VIP Mid Cap Portfolio Service Class 2	Y	Y	Seeks long-term growth of capital. Normally invests primarily in common stocks. Normally invests at least 80% of assets in securities of companies with medium market capitalizations. May invest in companies with smaller or larger market capitalizations. Invests in domestic and foreign issuers. The Fund invests in either “growth” or “value” common stocks or both.	FMR and FMRC and other investment advisers serve as sub-advisers for the fund.

Fidelity® VIP Overseas Portfolio Service Class 2	Y	Y	Seeks long-term growth of capital. Normally invests primarily in common stocks allocating investments across different countries and regions. Normally invests at least 80% of assets in non-U.S. securities.	FMR and FMRC and other investment advisers serve as sub-advisers for the fund.

FTVIPT Franklin Income Securities Fund – Class 2	Y	Y	Seeks to maximize income while maintaining prospects for capital appreciation. Under normal market conditions, the fund invests in both equity and debt securities.	Franklin Advisers, Inc. adviser; Templeton Investment Counsel, LLC, subadviser.

FTVIPT Franklin Rising Dividends Securities Fund – Class 2	N	Y	Seeks long-term capital appreciation, with preservation of capital as an important consideration. Under normal market conditions, the fund invests at least 80% of its net assets in equity securities of companies that have paid rising dividends.	Franklin Advisory Services, LLC

FTVIPT Franklin Small-Mid Cap Growth Securities Fund – Class 2	N	Y	Seeks long-term capital growth. Under normal market conditions, the fund invests at least 80% of its net assets in investments of small capitalization and mid capitalization companies.	Franklin Advisers, Inc.

RIVERSOURCE ACCESSCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 21

	Available under	Available under
	contracts with	contracts with
	applications	applications
	signed on or after	signed prior to
Investing In	May 1, 2007	May 1, 2007	Investment Objective and Policies	Investment Adviser
FTVIPT Mutual Shares Securities Fund – Class 2	N	Y	Seeks capital appreciation, with income as a secondary goal. Under normal market conditions, the fund invests primarily in U.S. and foreign equity securities that the investment manager believes are undervalued.	Franklin Mutual Advisers, LLC

FTVIPT Templeton Global Bond Securities Fund – Class 2	Y	Y	Seeks high current income, consistent with preservation of capital, with capital appreciation as a secondary consideration. Under normal market conditions, the fund invests at least 80% of its net assets in bonds, which include debt securities of any maturity, such as bonds, notes, bills and debentures.	Franklin Advisers, Inc.

FTVIPT Templeton Growth Securities Fund – Class 2	Y	Y	Seeks long-term capital growth. Under normal market conditions, the fund invests predominantly in equity securities of companies located anywhere in the world, including those in the U.S. and emerging markets.	Templeton Global Advisors Limited

Goldman Sachs VIT Mid Cap Value Fund – Institutional Shares	Y	Y	Seeks long-term capital appreciation.	Goldman Sachs Asset Management, L.P.

Goldman Sachs VIT Structured U.S. Equity Fund – Institutional Shares	Y	Y	Seeks long-term growth of capital.	Goldman Sachs Asset Management, L.P.

Invesco V.I. American Franchise Fund, Series II Shares (previously Invesco Van Kampen V.I. – American Franchise Fund, Series II Shares)	Y	Y	Seeks capital growth.	Invesco Advisers, Inc.

Invesco V.I. Comstock Fund, Series II Shares (previously Invesco Van Kampen V.I. – Comstock Fund, Series II Shares)	Y	Y	Seeks capital growth and income through investments in equity securities, including common stocks, preferred stocks and securities convertible into common and preferred stocks.	Invesco Advisers, Inc.

 22  RIVERSOURCE ACCESSCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

	Available under	Available under
	contracts with	contracts with
	applications	applications
	signed on or after	signed prior to
Investing In	May 1, 2007	May 1, 2007	Investment Objective and Policies	Investment Adviser
Invesco V.I. Global Health Care Fund, Series II Shares	Y	Y	Seeks long-term growth of capital.	Invesco Advisers, Inc.

Invesco V.I. International Growth Fund, Series II Shares	Y	Y	Seeks long-term growth of capital.	Invesco Advisers, Inc.

Invesco V.I. Mid Cap Core Equity Fund, Series II Shares	N	Y	Seeks long-term growth of capital.	Invesco Advisers, Inc.

Invesco V.I. Mid Cap Growth Fund, Series II Shares (previously Invesco Van Kampen V.I. – Mid Cap Growth Fund, Series II Shares)	Y	Y	Seeks capital growth.	Invesco Advisers, Inc.

Invesco V.I. Value Opportunities Fund, Series II Shares (previously Invesco Van Kampen V.I. – Value Opportunities Fund, Series II Shares)	N	Y	Seeks long-term growth of capital.	Invesco Advisers, Inc.

Janus Aspen Series Janus Portfolio: Service Shares	Y	Y	Seeks long-term growth of capital.	Janus Capital Management LLC

MFS® New Discovery Series – Service Class	N	Y	Seeks capital appreciation.	MFS® Investment Management

MFS® Total Return Series – Service Class	Y	Y	Seeks total return.	MFS® Investment Management

MFS® Utilities Series – Service Class	Y	Y	Seeks total return.	MFS® Investment Management

Morgan Stanley UIF Global Real Estate Portfolio, Class II Shares	Y	Y	Seeks to provide current income and capital appreciation.	Morgan Stanley Investment Management Inc., adviser; Morgan Stanley Investment Management Limited and Morgan Stanley Investment Management Company, subadvisers.

Morgan Stanley UIF Mid Cap Growth Portfolio, Class II Shares	Y	Y	Seeks long-term capital growth by investing primarily in common stocks and other equity securities.	Morgan Stanley Investment Management Inc.

RIVERSOURCE ACCESSCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 23

	Available under	Available under
	contracts with	contracts with
	applications	applications
	signed on or after	signed prior to
Investing In	May 1, 2007	May 1, 2007	Investment Objective and Policies	Investment Adviser
Morgan Stanley UIF U.S. Real Estate Portfolio, Class II Shares	N	Y	Seeks to provide above average current income and long-term capital appreciation by investing primarily in equity securities of companies in the U.S. real estate industry, including real estate investment trusts.	Morgan Stanley Investment Management Inc.

Oppenheimer Capital Appreciation Fund/VA, Service Shares	Y	Y	Seeks capital appreciation by investing in securities of well-known, established companies.	OFI Global Asset Management, Inc., adviser; OppenheimerFunds, Inc., sub-adviser.

Oppenheimer Global Fund/VA, Service Shares (previously Oppenheimer Global Securities Fund/VA, Service Shares)	Y	Y	Seeks long-term capital appreciation by investing a substantial portion of its assets in securities of foreign issuers, “growth-type” companies, cyclical industries and special situations that are considered to have appreciation possibilities.	OFI Global Asset Management, Inc., adviser; OppenheimerFunds, Inc., sub-adviser.

Oppenheimer Global Strategic Income Fund/VA, Service Shares	Y	Y	Seeks a high level of current income principally derived from interest on debt securities.	OFI Global Asset Management, Inc., adviser; OppenheimerFunds, Inc., sub-adviser.

Oppenheimer Main Street Small Cap Fund®/VA, Service Shares (previously Oppenheimer Main Street Small- & Mid-Cap Fund®/VA, Service Shares)	Y	Y	Seeks capital appreciation.	OFI Global Asset Management, Inc., adviser; OppenheimerFunds, Inc., sub-adviser.

PIMCO VIT All Asset Portfolio, Advisor Class	Y	Y	Seeks maximum real return consistent with preservation of real capital and prudent investment management.	Pacific Investment Management Company LLC (PIMCO)

Putnam VT Global Health Care Fund – Class IB Shares	N	Y	Seeks capital appreciation.	Putnam Investment Management, LLC, adviser; Putnam Advisory Company, LLC, sub-adviser; and Putnam Investments Limited

Putnam VT International Equity Fund – Class IB Shares	N	Y	Seeks capital appreciation.	Putnam Investment Management, LLC, adviser; Putnam Advisory Company, LLC, sub-adviser; and Putnam Investments Limited

 24  RIVERSOURCE ACCESSCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

	Available under	Available under
	contracts with	contracts with
	applications	applications
	signed on or after	signed prior to
Investing In	May 1, 2007	May 1, 2007	Investment Objective and Policies	Investment Adviser
Putnam VT Multi-Cap Growth Fund – Class IB Shares	N	Y	Seeks long-term capital appreciation.	Putnam Investment Management, LLC

Putnam VT Small Cap Value Fund – Class IB Shares	N	Y	Seeks capital appreciation.	Putnam Investment Management, LLC

Variable Portfolio – Aggressive Portfolio (Class 2)	Y	N	Seeks high level of total return that is consistent with an aggressive level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in underlying funds that invest in equity securities and also invests a small amount in underlying funds that invest in fixed income securities.	Columbia Management Investment Advisers, LLC

Variable Portfolio – Aggressive Portfolio (Class 4)	Y	N	Seeks high level of total return that is consistent with an aggressive level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in underlying funds that invest in equity securities and also invests a small amount in underlying funds that invest in fixed income securities.	Columbia Management Investment Advisers, LLC

Variable Portfolio – BlackRock Global Inflation-Protected Securities Fund (Class 3) (previously Columbia Variable Portfolio – Global Inflation Protected Securities Fund (Class 3))	Y	Y	Non-diversified fund that seeks total return that exceeds the rate of inflation over the long term.	Columbia Management Investment Advisers, LLC, adviser; BlackRock Financial Management, Inc., subadviser.

RIVERSOURCE ACCESSCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 25

	Available under	Available under
	contracts with	contracts with
	applications	applications
	signed on or after	signed prior to
Investing In	May 1, 2007	May 1, 2007	Investment Objective and Policies	Investment Adviser
Variable Portfolio – Conservative Portfolio (Class 2)	Y	N	Seeks high level of total return that is consistent with a conservative level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in underlying funds that invest in fixed income securities.	Columbia Management Investment Advisers, LLC

Variable Portfolio – Conservative Portfolio (Class 4)	Y	N	Seeks high level of total return that is consistent with a conservative level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in underlying funds that invest in fixed income securities.	Columbia Management Investment Advisers, LLC

Variable Portfolio – Moderate Portfolio (Class 2)	Y	N	Seeks high level of total return that is consistent with a moderate level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in a balance of underlying funds that invest in fixed income securities and underlying funds that invest in equity securities.	Columbia Management Investment Advisers, LLC

Variable Portfolio – Moderate Portfolio (Class 4)	Y	N	Seeks high level of total return that is consistent with a moderate level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in a balance of underlying funds that invest in fixed income securities and underlying funds that invest in equity securities.	Columbia Management Investment Advisers, LLC

 26  RIVERSOURCE ACCESSCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

	Available under	Available under
	contracts with	contracts with
	applications	applications
	signed on or after	signed prior to
Investing In	May 1, 2007	May 1, 2007	Investment Objective and Policies	Investment Adviser
Variable Portfolio – Moderately Aggressive Portfolio (Class 2)	Y	N	Seeks high level of total return that is consistent with a moderately aggressive level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in underlying funds that invest in equity securities and also invests a moderate amount in underlying funds that invest in fixed income securities.	Columbia Management Investment Advisers, LLC

Variable Portfolio – Moderately Aggressive Portfolio (Class 4)	Y	N	Seeks high level of total return that is consistent with a moderately aggressive level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in underlying funds that invest in equity securities and also invests a moderate amount in underlying funds that invest in fixed income securities.	Columbia Management Investment Advisers, LLC

Variable Portfolio – Moderately Conservative Portfolio (Class 2)	Y	N	Seeks high level of total return that is consistent with a moderately conservative level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in underlying funds that invest in fixed income securities and also invests a moderate amount in underlying funds that invest in equity securities.	Columbia Management Investment Advisers, LLC

RIVERSOURCE ACCESSCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 27

	Available under	Available under
	contracts with	contracts with
	applications	applications
	signed on or after	signed prior to
Investing In	May 1, 2007	May 1, 2007	Investment Objective and Policies	Investment Adviser
Variable Portfolio – Moderately Conservative Portfolio (Class 4)	Y	N	Seeks high level of total return that is consistent with a moderately conservative level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in underlying funds that invest in fixed income securities and also invests a moderate amount in underlying funds that invest in equity securities.	Columbia Management Investment Advisers, LLC

Variable Portfolio – Partners Small Cap Value Fund (Class 3)	Y	Y	Seeks long-term capital appreciation.	Columbia Management Investment Advisers, LLC, adviser; Barrow, Hanley, Mewhinney & Strauss, Inc., Denver Investment Advisors LLC, Donald Smith & Co., Inc., River Road Asset Management, LLC and Turner Investment Partners, Inc., subadvisers.

Variable Portfolio – Sit Dividend Growth Fund (Class 3) (previously Variable Portfolio – Davis New York Venture Fund (Class 3))	Y	Y	Seeks long-term capital growth.	Columbia Management Investment Advisers, LLC, adviser; Sit Investment Associates, Inc., subadviser.

Variable Portfolio – Victory Established Value Fund (Class 3) (previously Variable Portfolio – Goldman Sachs Mid Cap Value Fund (Class 3))	Y	Y	Seeks long-term growth of capital.	Columbia Management Investment Advisers, LLC, adviser; Victory Capital Management, Inc., subadviser.

Wanger International	Y	Y	Seeks long-term capital appreciation.	Columbia Wanger Asset Management, LLC

Wanger USA	Y	Y	Seeks long-term capital appreciation.	Columbia Wanger Asset Management, LLC

The Guarantee Period Accounts (GPAs)

The GPAs may not be available in some states.

Currently, unless the PN program is in effect, you may allocate purchase payments to one or more of the GPAs with guarantee periods declared by us. The required minimum investment in each GPA is $1,000. These accounts are not available in all states and are not offered after annuity payouts begin.

 28  RIVERSOURCE ACCESSCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

Each GPA pays an interest rate that is declared when you make an allocation to that account. That interest rate is then fixed for the guarantee period that you chose. We will periodically change the declared interest rate for any future allocations to these accounts, but we will not change the rate paid on money currently in a GPA.

The interest rates that we will declare as guaranteed rates in the future are determined by us at our discretion (future rates). We will determine future rates based on various factors including, but not limited to, the interest rate environment, returns we earn on investments in the nonunitized separate account we have established for the GPAs, the rates currently in effect for new and existing RiverSource Life annuities, product design, competition and RiverSource Life’s revenues and other expenses. We cannot predict nor can we guarantee what future rates will be.

We hold amounts you allocate to the GPAs in a “nonunitized” separate account. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the GPAs. State insurance law prohibits us from charging this separate account with liabilities of any other separate account or of our general business. We own the assets of this separate account as well as any favorable investment performance of those assets. You do not participate in the performance of the assets held in this separate account. We guarantee all benefits relating to your value in the GPAs. This guarantee is based on the continued claims-paying ability of the company’s general account. You should be aware that our general account is exposed to the risks normally associated with a portfolio of fixed-income securities, including interest rate, option, liquidity and credit risk. You should also be aware that we issue other types of insurance and financial products as well, and we also pay our obligations under these products from assets in our general account. Our general account is not segregated or insulated from the claims of our creditors. The financial statements contained in the SAI include a further discussion of the risks inherent within the investments of the general account.

We intend to construct and manage the investment portfolio relating to the separate account in such a way as to minimize the impact of fluctuations by interest rates. We seek to achieve this by constructing a portfolio of assets with a price sensitivity to interest rate changes (i.e., price duration) that is similar to the price duration of the corresponding portfolio of liabilities.

We must invest this portfolio of assets in accordance with requirements established by applicable state laws regarding the nature and quality of investments that life insurance companies may make and the percentage of their assets that they may commit to any particular type of investment. Our investment strategy will incorporate the use of a variety of debt instruments having price durations tending to match the applicable guarantee periods. These instruments include, but are not necessarily limited to, the following:

•	Securities issued by the U.S. government or its agencies or instrumentalities, which issues may or may not be guaranteed by the U.S. government;

•	Debt securities that have an investment grade, at the time of purchase, within the four highest grades assigned by any of three nationally recognized rating agencies — Standard & Poor’s, Moody’s Investors Service or Fitch — or are rated in the two highest grades by the National Association of Insurance Commissioners;

•	Other debt instruments which are unrated or rated below investment grade, limited to 10% of assets at the time of purchase; and

•	Real estate mortgages, limited to 45% of portfolio assets at the time of acquisition.

In addition, options and futures contracts on fixed income securities will be used from time to time to achieve and maintain appropriate investment and liquidity characteristics on the overall asset portfolio.

While this information generally describes our investment strategy, we are not obligated to follow any particular strategy except as may be required by federal law and Indiana and other state insurance laws.

MARKET VALUE ADJUSTMENT (MVA)
We will not apply an MVA to contract value you transfer or withdraw out of the GPAs within 30 days before the end of the guarantee period. During this 30 day window you may choose to start a new guarantee period of the same length, transfer the contract value to a GPA of another length, transfer the contract value to any of the subaccounts or the one-year fixed account, if available or withdraw the contract value (subject to applicable withdrawal provisions). If we do not receive any instructions at the end of your guarantee period, our current practice is to automatically transfer the contract value into the shortest GPA term offered in your state.

We guarantee the contract value allocated to the GPAs, including interest credited, if you do not make any transfers or withdrawals from the GPAs prior to 30 days before the end of the guarantee period (30 day rule). At all other times, and unless one of the exceptions to the 30 day rule described below applies, we will apply an MVA if you withdraw or transfer contract value from a GPA including withdrawals under a SecureSource rider or the Guarantor Withdrawal Benefit for Life rider or you elect an annuity payout plan while you have contract value invested in a GPA. We will refer to these transactions as “early withdrawals.” The application of an MVA may result in either a gain or loss of principal.

RIVERSOURCE ACCESSCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 29

The 30-day rule does not apply and no MVA will apply to:

•	transfers from a one-year GPA occurring under an automated dollar-cost averaging program or interest sweep strategy;

•	automatic rebalancing under any PN program model portfolio we offer which contains one or more GPAs. However, an MVA will apply if you transfer to a new PN program investment option;

•	amounts applied to an annuity payout plan while a PN program model portfolio containing one or more GPAs is in effect;

•	amounts withdrawn for fees and charges; or

•	amounts we pay as death claims.

When you request an early withdrawal, we adjust the early withdrawal amount by an MVA formula. The early withdrawal amount reflects the relationship between the guaranteed interest rate you are earning in your current GPA and the interest rate we are crediting on new GPAs that end at the same time as your current GPA.

The MVA is sensitive to changes in current interest rates. The magnitude of any applicable MVA will depend on our current schedule of guaranteed interest rates at the time of the withdrawal, the time remaining in your guarantee period and your guaranteed interest rate. The MVA is negative, zero or positive depending on how the guaranteed interest rate on your GPA compares to the interest rate of a new GPA for the same number of years as the guarantee period remaining on your GPA. This is summarized in the following table:

If your GPA rate is:	The MVA is:

Less than the new GPA rate + 0.10%	Negative

Equal to the new GPA rate + 0.10%	Zero

Greater than the new GPA rate + 0.10%	Positive

For examples, see Appendix A.

The Fixed Account (Applies to contracts with applications signed on or after May 1, 2006 and if available in your state)

Amounts allocated to the fixed account become part of our general account. The fixed account includes the one-year fixed account and the DCA fixed account. We credit interest on amounts you allocate to the fixed account at rates we determine from time to time in our discretion. These rates will be based on various factors including, but not limited to, the interest rate environment, returns we earn on our general account investments, the rates currently in effect for new and existing RiverSource Life annuities, product design, competition, and RiverSource Life’s revenues and expenses. The guaranteed minimum interest rate on amounts invested in the fixed account may vary by state but will not be lower than state law allows. We back the principal and interest guarantees relating to the fixed account. These guarantees are based on the continued claims-paying ability of RiverSource Life. You should be aware that our general account is exposed to the risks normally associated with a portfolio of fixed-income securities, including interest rate, option, liquidity and credit risk. You should also be aware that we issue other types of insurance and financial products as well, and we also pay our obligations under these products from assets in our general account. Our general account is not segregated or insulated from the claims of our creditors. The financial statements contained in the SAI include a further discussion of the risks inherent within the investments of the general account.

The fixed account is not required to be registered with the SEC. The SEC staff does not review the disclosures in this prospectus on the fixed account, however, disclosures regarding the fixed account may be subject to certain generally applicable provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

ONE-YEAR FIXED ACCOUNT
Unless the PN program we offer is in effect, you may allocate purchase payments or transfer contract value to the one-year fixed account.(1) The value of the one-year fixed account increases as we credit interest to the one-year fixed account. We credit and compound interest daily based on a 365-day year (366 in a leap year) so as to produce the annual effective rate which we declare. We credit the one-year fixed account with the current guaranteed annual rate that is in effect on the date we receive your purchase payment or you transfer contract value to the one-year fixed account. The interest rate we apply to each purchase payment or transfer to the one-year fixed account is guaranteed for one year. There are restrictions on the amount you can allocate to the one-year fixed account as well as on transfers from this account (see “Buying Your Contract” and “Making the Most of Your Contract — Transfer policies”).

(1)	For Contract Option C, the one-year fixed account may not be available, or may be significantly limited in some states. See your contract for the actual terms of the one-year fixed account you purchased.

 30  RIVERSOURCE ACCESSCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

DCA FIXED ACCOUNT
You may allocate purchase payments to the DCA fixed account. You may not transfer contract value to the DCA fixed account.

You may allocate your entire initial purchase payment to the DCA fixed account for a term of six or twelve months. We reserve the right to offer shorter or longer terms for the DCA fixed account.

In accordance with your investment instructions, we transfer a pro rata amount from the DCA fixed account to your investment allocations monthly so that, at the end of the DCA fixed account term, the balance of the DCA fixed account is zero. The value of the DCA fixed account increases when we credit interest to the DCA fixed account, and decreases when we make monthly transfers from the DCA fixed account to your investment allocations. We credit interest only on the declining balance of the DCA fixed account; we do not credit interest on amounts that have been transferred from the DCA fixed account. We credit and compound interest daily based on a 365-day year (366 in a leap year) so as to produce the annual effective rate which we declare. Generally, we will credit the DCA fixed account with interest at the same annual effective rate we apply to the one-year fixed account on the date we receive your purchase payment, regardless of the length of the term you select. From time to time, we may credit interest to the DCA fixed account at promotional rates that are higher than those we credit to the one-year fixed account. We reserve the right to declare different annual effective rates:

•	for the DCA fixed account and the one-year fixed account;

•	for the DCA fixed accounts with terms of differing length;

•	for amounts in the DCA fixed account you instruct us to transfer to the one-year fixed account if available under your contract;

•	for amounts in the DCA fixed account you instruct us to transfer to the GPAs;

•	for amounts in the DCA fixed account you instruct us to transfer to the subaccounts.

The interest rates in effect for the DCA fixed account when we receive your purchase payment are guaranteed for the length of the term. When you allocate an additional purchase payment to an existing DCA fixed account term, the interest rates applicable to that purchase payment will be the rates in effect for the DCA fixed account of the same term on the date we receive your purchase payment. For DCA fixed accounts with an initial term (or, in the case of an additional purchase payment, a remaining term) of less than twelve months, the net effective interest rates we credit to the DCA fixed account balance will be less than the declared annual effective rates.

Alternatively, you may allocate your initial purchase payment to any combination of the following which equals one hundred percent of the amount you invest:

•	the DCA fixed account for a six month term;

•	the DCA fixed account for a twelve month term;

•	the PN program model portfolio or investment option in effect;

•	if no PN program investment option is in effect, to the one-year fixed account if available under your contract, the GPAs and/or the subaccounts, subject to investment minimums and other restrictions we may impose on investments in the one-year fixed account and the GPAs.

If you make a purchase payment while a DCA fixed account term is in progress, you may allocate your purchase payment among the following:

•	to the DCA fixed account term(s) then in effect. Amounts you allocate to an existing DCA fixed account term will be transferred out of the DCA fixed account over the remainder of the term. For example, if you allocate a new purchase payment to an existing DCA fixed account term of six months when only two months remains in the six month term, the amount you allocate will be transferred out of the DCA fixed account over the remaining two months of the term;

•	to the PN program investment option then in effect;

•	if no PN program investment option is in effect, then to the one-year fixed account if available under your contract, the GPAs and/or the subaccounts, subject to investment minimums and other restrictions we may impose on investments in the one-year fixed account and the GPAs.

If no DCA fixed account term is in progress when you make an additional purchase payment, you may allocate it according to the rules above for the allocation of your initial purchase payment.

If you participate in a PN program and you change to a different PN program investment option while a DCA fixed account term is in progress, we will allocate transfers from the DCA fixed account to your newly-elected PN program investment option.

If your contract permits, and you discontinue your participation in a PN program while a DCA fixed account term is in progress, we will allocate transfers from the DCA fixed account for the remainder of the term in accordance with your

RIVERSOURCE ACCESSCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 31

investment instructions to us to the one-year fixed account if available under your contract, the GPAs and the subaccounts, subject to investment minimums and other restrictions we may impose on investments in the one-year fixed account and the GPAs, including but not limited to, any limitations described in this prospectus on transfers (see “Transfer policies”).

You may discontinue any DCA fixed account before the end of its term by giving us notice. If you do so, we will transfer the remaining balance of the DCA fixed account whose term you are ending to the PN program investment option in effect, or if no PN program investment option is in effect, in accordance with your investment instructions to us to the one-year fixed account if available under your contract, the GPAs and/or the subaccounts, subject to investment minimums and other restrictions we may impose on investments in the one-year fixed account and the GPAs, including but not limited to, any limitations described in this prospectus on transfers (see “Transfer policies”).

Dollar-cost averaging from the DCA fixed account does not guarantee that any subaccount will gain in value nor will it protect against a decline in value if market prices fall. For a discussion of how dollar-cost averaging works, see “Making the Most of Your Contract — Automated Dollar-Cost Averaging.”

Buying Your Contract

New contracts are not currently being offered. Your investment professional will help you complete and submit an application and send it along with your initial purchase payment to our corporate office. We are required by law to obtain personal information from you which we will use to verify your identity. If you do not provide this information we reserve the right to refuse to issue your contract or take other steps we deem reasonable. You may buy Contract Option L or Contract Option C. Contract Option L has a four-year withdrawal charge schedule. Contract Option C eliminates the per purchase payment withdrawal charge schedule in exchange for a higher mortality and expense risk fee. Both contracts have the same underlying funds. As the owner, you have all rights and may receive all benefits under the contract.

You may select a qualified or nonqualified annuity. You can own a nonqualified annuity in joint tenancy with rights of survivorship only in spousal situations. You cannot own a qualified annuity in joint tenancy. You can become an owner if you are 85 or younger. (The age limit may be younger for qualified annuities in some states.)

When you applied, you could have selected; (if available in your state):

•	contract Option L or Option C;

•	GPAs, the one-year fixed account (if included), the DCA fixed account (if part of your contract) and/or subaccounts in which you want to invest;

•	how you want to make purchase payments;

•	a beneficiary;

•	the optional PN program(1); and

•	one of the following Death Benefits:

– ROP Death Benefit

– MAV Death Benefit

– 5% Accumulation Death Benefit(2)

– Enhanced Death Benefit(2)

In addition,(3) you also could have selected (if available in your state):

One of the following Optional Living Benefits (all require the use of the PN program):

•	Accumulation Protector Benefit rider

•	SecureSource rider

•	Guarantor Withdrawal Benefit for Life rider

•	Guarantor Withdrawal Benefit rider

•	Income Assurer Benefit – MAV rider

•	Income Assurer Benefit – 5% Accumulation Benefit Base rider

•	Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base rider

Either of the following Optional Death Benefits:

•	Benefit Protector Death Benefit rider(4)

•	Benefit Protector Plus Death Benefit rider(4)

(1)	There is no additional charge for this feature.

 32  RIVERSOURCE ACCESSCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

(2)	The 5% Accumulation Death Benefit and Enhanced Death Benefit are not available with Benefit Protector and Benefit Protector Plus Death Benefit riders.
(3)	Living benefit riders were not available on Contract Option C prior to Jan. 26, 2009, but were available on Contract Option C prior to May 1, 2007.
(4)	Not available with the 5% Accumulation Death Benefit or Enhanced Death Benefit riders.

This contract provides for allocations of purchase payments to the GPAs, the one-year fixed account, the DCA fixed account (if part of your contract) and/or to the subaccounts in even 1% increments subject to the required $1,000 required minimum investment for the GPAs. For Contract Option L, the amount of any purchase payment allocated to the one-year fixed account in total cannot exceed 30% of the purchase payment. More than 30% of a purchase payment may be so allocated if you establish an automated dollar-cost averaging arrangement with respect to the purchase payment according to procedures currently in effect. We reserve the right to further limit purchase payment allocations to the one-year fixed account if the interest rate we are then crediting on new purchase payments allocated to the one-year fixed account is equal to the minimum interest rate stated in the contract. For Contract Option C, the one-year fixed account may not be available or may be significantly limited in some states. See your contract for the actual terms of the one-year fixed account you purchased.

We will credit additional purchase payments you make to your accounts on the valuation date we receive them. If we receive an additional purchase payment at our corporate office before the close of business, we will credit any portion of that payment allocated to the subaccounts using the accumulation unit value we calculate on the valuation date we received the payment. If we receive an additional purchase payment at our corporate office at or after the close of business, we will credit any portion of that payment allocated to the subaccounts using the accumulation unit value we calculate on the next valuation date after we received the payment.

You may make monthly payments to your contract under a Systematic Investment Plan (SIP). You must make an initial purchase payment of $10,000. Then, to begin the SIP, you will complete and send a form and your first SIP payment along with your application. There is no charge for SIP. You can stop your SIP payments at any time.

In most states, you may make additional purchase payments to nonqualified and qualified annuities until the retirement date.

THE RETIREMENT DATE
Annuity payouts begin on the retirement date. When we processed your application, we established the retirement date to be the maximum age (or contract anniversary if applicable) for nonqualified annuities and Roth IRAs and for qualified annuities the date specified below. Your selected date can align with your actual retirement from a job, or it can be a different future date, depending on your needs and goals and on certain restrictions. You also can change the retirement date, provided you send us written instructions at least 30 days before annuity payouts begin.

For nonqualified annuities and Roth IRAs, the retirement date must be:

•	no earlier than the 30th day after the contract’s effective date; and

•	no later than the annuitant’s 90th(1) birthday or the tenth contract anniversary, if purchased after age 80(1), or such other date as agreed upon by us.

For qualified annuities except Roth IRAs, to comply with IRS regulations, the retirement date generally must be:

•	for IRAs by April 1 of the year following the calendar year when the annuitant reaches age 70 1/2; or

•	for all other qualified annuities, by April 1 of the year following the calendar year when the annuitant reaches age 70 1/2 or, if later, retires (except that 5% business owners may not select a retirement date that is later than April 1 of the year following the calendar year when they reach age 70 1/2).

If you satisfy your required minimum distributions in the form of partial withdrawals from this contract, annuity payouts can start as late as the annuitant’s 90th(1) birthday or the tenth contract anniversary, if later, or a date that has been otherwise agreed to by us.

Contract owners of IRAs and TSAs may also be able to satisfy required minimum distributions using other IRAs or TSAs, and in that case, may delay the annuity payout start date for this contract.

(1)	Applies to contracts with applications signed on or after May 1, 2006, in most states. For all other contracts, the retirement date must be no later than the annuitant’s 85th birthday or the tenth contract anniversary, if purchased after age 75. Ask your investment professional which retirement date applies to you.

BENEFICIARY
We will pay to your named beneficiary the death benefit if it becomes payable before the retirement date while the contract is in force and before annuity payouts begin. If there is more than one beneficiary, we will pay each beneficiary’s designated share when we receive their completed claim. A beneficiary will bear the investment risk of the variable account until we receive the beneficiary’s completed claim. If there is no named beneficiary, the default provisions of your contract will apply. (See “Benefits in Case of Death” for more about beneficiaries.)

RIVERSOURCE ACCESSCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 33

If you select the SecureSource – Joint Life rider, please consider carefully whether or not you wish to change the beneficiary of your annuity contract. The rider will terminate if the surviving covered spouse can not utilize the spousal continuation provision of the contract when the death benefit is payable.

PURCHASE PAYMENTS
Purchase payment amounts and purchase payment timing may vary by state and be limited under the terms of your contract.

Minimum initial purchase payment
  $10,000

Minimum additional purchase payments
  $50 for SIPs

  $100 for all other payment types

Maximum total purchase payments*
  $1,000,000

*	This limit applies in total to all RiverSource Life annuities you own. We reserve the right to waive or increase the maximum limit. For qualified annuities, the Code’s limits on annual contributions also apply. Additional purchase payments are restricted during the waiting period after the first 180 days immediately following the effective date of the Accumulation Protector Benefit rider.

Effective Jan. 26, 2009, no additional purchase payments are allowed for contracts with the Guarantor Withdrawal Benefit rider, Enhanced Guarantor Withdrawal Benefit rider, Guarantor Withdrawal Benefit for Life rider, or SecureSource riders, subject to state restrictions.

For contracts issued in all states except those listed below certain exceptions apply and the following additional purchase payments will be allowed on/after Jan. 26, 2009:

a.	Tax Free Exchanges, rollovers, and transfers listed on the annuity application and received within 180 days from the contract issue date.

b.	Prior and current tax year contributions up to the annual limit set up by the IRS for any Qualified Accounts except TSAs and 401(a)s. This annual limit applies to IRAs, Roth IRAs, and SEP plans.

For contracts issued in Florida, New Jersey, and Oregon, additional purchase payments to your variable annuity contract will be limited to $100,000 for the life of your contract. The limit does not apply to Tax Free Exchanges, rollovers, and transfers listed on the annuity application and received within 180 days from the contract issue date.

We reserve the right to change these current rules at any time, subject to state restrictions.

HOW TO MAKE PURCHASE PAYMENTS

 1 By letter

Send your check along with your name and contract number to:

RiverSource Life Insurance Company
829 Ameriprise Financial Center
Minneapolis, MN 55474

 2 By SIP

Contact your investment professional to complete the necessary SIP paperwork.

LIMITATIONS ON USE OF CONTRACT
If mandated by applicable law, including, but not limited to, federal anti-money laundering laws, we may be required to reject a purchase payment. We may also be required to block an owner’s access to contract values or to satisfy other statutory obligations. Under these circumstances, we may refuse to implement requests for transfers, withdrawals or death benefits until instructions are received from the appropriate governmental authority or a court of competent jurisdiction.

Charges

CONTRACT ADMINISTRATIVE CHARGE
We charge this fee for establishing and maintaining your records. We deduct $40 from the contract value on your contract anniversary. We prorate this charge among the GPAs, the fixed account and the subaccounts in the same proportion your

 34  RIVERSOURCE ACCESSCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

interest in each account bears to your total contract value. Some states also limit any contract charge allocated to the fixed account.

We will waive this charge when your contract value is $50,000 or more on the current contract anniversary.

If you take a full withdrawal from your contract, we will deduct the charge at the time of withdrawal regardless of the contract value. We cannot increase the annual contract administrative charge and it does not apply after annuity payouts begin or when we pay death benefits.

VARIABLE ACCOUNT ADMINISTRATIVE CHARGE
We apply this charge daily to the subaccounts. It is reflected in the unit values of your subaccounts and it totals 0.15% of their average daily net assets on an annual basis. It covers certain administrative and operating expenses of the subaccounts such as accounting, legal and data processing fees and expenses involved in the preparation and distribution of reports and prospectuses. We cannot increase the variable account administrative charge.

MORTALITY AND EXPENSE RISK FEE
We charge these fees daily to the subaccounts. The unit values of your subaccounts reflect these fees. These fees cover the mortality and expense risk that we assume. These fees do not apply to the GPAs or the fixed account. We cannot increase these fees.

The contract (either Option L or Option C) and the death benefit guarantee you select determines the mortality and expense risk fee you pay:

	Contract	Contract
	Option L	Option C

ROP Death Benefit	1.55%	1.65%

MAV Death Benefit	1.75	1.85

5% Accumulation Death Benefit	1.90	2.00

Enhanced Death Benefit	1.95	2.05

Mortality risk arises because of our guarantee to pay a death benefit and our guarantee to make annuity payouts according to the terms of the contract, no matter how long a specific owner or annuitant lives and no matter how long our entire group of owners or annuitants live. If, as a group, owners or annuitants outlive the life expectancy we assumed in our actuarial tables, then we must take money from our general assets to meet our obligations. If, as a group, owners or annuitants do not live as long as expected, we could profit from the mortality risk fee. We deduct the mortality risk fee from the subaccounts during the annuity payout period even if the annuity payout plan does not involve a life contingency.

Expense risk arises because we cannot increase the contract administrative charge or the variable account administrative charge and these charges may not cover our expenses. We would have to make up any deficit from our general assets. We could profit from the expense risk fee if future expenses are less than expected.

The subaccounts pay us the mortality and expense risk fee they accrued as follows:

•	first, to the extent possible, the subaccounts pay this fee from any dividends distributed from the funds in which they invest;

•	then, if necessary, the funds redeem shares to cover any remaining fees payable.

We may use any profits we realize from the subaccounts’ payment to us of the mortality and expense risk fee for any proper corporate purpose, including, among others, payment of distribution (selling) expenses. We do not expect that the withdrawal charge for contract Option L will cover sales and distribution expenses.

WITHDRAWAL CHARGE
You select either contract Option L or Option C at the time of application. Contract Option C has no purchase payment withdrawal charge schedule but carries a higher mortality and expense risk fee than contract Option L.

If you select contract Option L and you withdraw all or part of your contract value before annuity payouts begin, we may deduct a withdrawal charge. As described below, a withdrawal charge schedule applies to each purchase payment you make. The withdrawal charge lasts for four years from the date of each purchase payment (see “Expense Summary”).

RIVERSOURCE ACCESSCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 35

You may withdraw an amount during any contract year without a withdrawal charge. We call this amount the Total Free Amount (TFA). The TFA varies depending on whether your contract includes the SecureSource rider, the Guarantor Withdrawal Benefit for Life rider or the Guarantor Withdrawal Benefit rider:

Contract without SecureSource rider, Guarantor Withdrawal Benefit for Life rider or the Guarantor Withdrawal Benefit rider

The TFA is the greater of:

•	10% of the contract value on the prior contract anniversary(1); or

•	current contract earnings.

Contract with SecureSource rider or Guarantor Withdrawal Benefit for Life rider

The TFA is the greatest of:

•	10% of the contract value on the prior contract anniversary(1);

•	current contract earnings; or

•	the greater of the Remaining Benefit Payment or the Remaining Annual Lifetime Payment.

Contract with Guarantor Withdrawal Benefit rider

The TFA is the greatest of:

•	10% of the contract value on the prior contract anniversary(1);

•	current contract earnings; or

•	the Remaining Benefit Payment.

(1)	We consider your initial purchase payment to be the prior contract anniversary’s contract value during the first contract year.

Amounts withdrawn in excess of the TFA may be subject to a withdrawal charge as described below.

A withdrawal charge will apply if the amount you withdraw includes any of your prior purchase payments that are still within their withdrawal charge schedule. To determine whether your withdrawal includes any of your prior purchase payments that are still within their withdrawal charge schedule, we withdraw amounts from your contract in the following order:

1.	We withdraw the TFA first. We do not assess a withdrawal charge on the TFA.

2.	We withdraw purchase payments not previously withdrawn, in the order you made them: the oldest purchase payment first, the next purchase payment second, etc. until all purchase payments have been withdrawn. By applying this “first-in, first-out” rule, we do not assess a withdrawal charge on purchase payments that we received prior to the number of years stated in the withdrawal charge schedule you select when you purchase the contract. We only assess a withdrawal charge on purchase payments that are still within the withdrawal charge schedule you selected.

Example: Each time you make a purchase payment under the contract Option L, a withdrawal charge schedule attaches to that purchase payment. The withdrawal charge percentage for each purchase payment declines according to the withdrawal charge schedule shown in your contract. (The withdrawal charge percentages for the 4-Year withdrawal charge schedule are shown in a table in the “Expense Summary” above.) For example, if you select contract Option L, during the first two years after a purchase payment is made, the withdrawal charge percentage attached to that payment is 8%. The withdrawal charge percentage for that payment during the fourth year after it is made is 6%. At the beginning of the fifth year after that purchase payment is made, and thereafter, there is no longer a withdrawal charge as to that payment.

We determine your withdrawal charge by multiplying each of your payments withdrawn by the applicable withdrawal charge percentage (see “Expense Summary”), and then adding the total withdrawal charges.

For a partial withdrawal that is subject to a withdrawal charge, the amount we actually deduct from your contract value will be the amount you request plus any applicable withdrawal charge. A partial withdrawal that includes contract value taken from the guarantee period accounts may also be subject to a market value adjustment (see “Guarantee Period Accounts — Market Value Adjustment”). We pay you the amount you request.

The amount of purchase payments withdrawn is calculated using a prorated formula based on the percentage of contract value being withdrawn. As a result, the amount of purchase payments withdrawn may be greater than the amount of contract value withdrawn.

For an example, see Appendix B.

Waiver of withdrawal charges for contract Option L
We do not assess withdrawal charges for:

•	withdrawals of any contract earnings;

 36  RIVERSOURCE ACCESSCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

•	withdrawals of amounts totaling up to 10% of the contract value on the prior contract anniversary to the extent it exceeds contract earnings;

•	if you elected the SecureSource rider or the Guarantor Withdrawal Benefit for Life rider, the greater of your contract’s Remaining Benefit Payment or Remaining Annual Lifetime Payment to the extent it exceeds the greater of contract earnings or 10% of the contract value on the prior contract anniversary;

•	if you elected the Guarantor Withdrawal Benefit rider, your contract’s Remaining Benefit Payment to the extent it exceeds the greater of contract earnings or 10% of the contract value on the prior contract anniversary;

•	required minimum distributions from a qualified annuity to the extent that they exceed the free amount. The amount on which withdrawal charges are waived can be no greater than the RMD amount calculated under your specific contract currently in force;

•	contracts settled using an annuity payout plan (Exception: As described below, if you select annuity payout Plan E, and choose later to withdraw the value of your remaining annuity payments, we will assess a withdrawal charge. This exception also applies to contract Option C.)

•	withdrawals made as a result of one of the “Contingent events” described below to the extent permitted by state law (see your contract for additional conditions and restrictions); and

•	death benefits.

Contingent events

•	Withdrawals you make if you or the annuitant are confined to a hospital or nursing home and have been for the prior 60 days. Your contract will include this provision when you and the annuitant are under age 76 at contract issue. You must provide proof satisfactory to us of the confinement as of the date you request the withdrawal.

•	To the extent permitted by state law, withdrawals you make if you or the annuitant are diagnosed in the second or later contract years as disabled with a medical condition that with reasonable medical certainty will result in death within 12 months or less from the date of the licensed physician’s statement. You must provide us with a licensed physician’s statement containing the terminal illness diagnosis and the date the terminal illness was initially diagnosed.

Withdrawal charge under Annuity Payout Plan E — Payouts for a specified period: If you are receiving variable annuity payments under this annuity payout plan, you can choose to take a withdrawal. The amount that you can withdraw is the present value of any remaining variable payouts. The discount rate we use in the calculation will be 5.17% for the assumed investment return of 3.5% and 6.67% for the assumed investment return of 5.0%. The withdrawal charge equals the present value of the remaining payouts using the assumed investment return minus the present value of the remaining payouts using the discount rate. (See “Charges — Withdrawal Charge” and “The Annuity Payout Period — Annuity Payout Plans.”)

Possible group reductions: In some cases we may incur lower sales and administrative expenses due to the size of the group, the average contribution and the use of group enrollment procedures. In such cases, we may be able to reduce or eliminate the contract administrative and withdrawal charges. However, we expect this to occur infrequently.

FUND FEES AND EXPENSES
There are deductions from and expenses paid out of the assets of the funds that are described in the prospectuses for those funds. (See “Annual Operating Expenses of the Funds.”)

PREMIUM TAXES
Certain state and local governments impose premium taxes on us (up to 3.5%). These taxes depend upon your state of residence or the state in which the contract was issued. Currently, we deduct any applicable premium tax when annuity payouts begin, but we reserve the right to deduct this tax at other times such as when you make purchase payments or when you make a full withdrawal from your contract.

OPTIONAL LIVING BENEFITS

ACCUMULATION PROTECTOR BENEFIT RIDER FEE
We deduct a current annual charge of 0.80%(1) of the greater of your contract value or the minimum contract accumulation value on your contract anniversary for this optional benefit only if you select it. We deduct the charge from the contract value on the contract anniversary. We prorate this charge among the GPAs, the one-year fixed account and the subaccounts in the same proportion as your interest in each bears to your total contract value. We will modify this prorated approach to comply with state regulations where necessary.

Once you elect the Accumulation Protector Benefit rider, you may not cancel it and the charge will continue to be deducted until the end of the waiting period. If the contract is terminated for any reason or when annuity payouts begin, we will deduct

RIVERSOURCE ACCESSCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 37

the charge from the proceeds payable adjusted for the number of calendar days coverage was in place since we last deducted the charge.

Currently, the Accumulation Protector Benefit rider fee does not vary with the PN program investment option selected; however, we reserve the right to vary the rider fee for each PN program investment option. The Accumulation Protector Benefit rider fee will not exceed a maximum of 1.75%.

We may increase the rider fee at our discretion and on a nondiscriminatory basis.

We will not change the Accumulation Protector Benefit rider fee in effect on your contract after the rider effective date unless:

(a)	you choose the annual elective step up or elective spousal continuation step up after we have exercised our rights to increase the rider fee; or

(b)	you change your PN program investment option after we have exercised our rights to increase the rider fee or vary the rider fee.

If you choose the elective step up, the elective spousal continuation step up or change your PN program investment option after we have exercised our rights to increase the rider fee as described above, you will pay the fee that is in effect on the valuation date we receive your written request to step up or change your PN program investment option. On the next contract anniversary, we will calculate an average rider charge, for the preceding contract year only, that reflects the various different fees that were in effect that year, adjusted for the number of calendar days each fee was in effect.

The charge does not apply after annuity payouts begin.

(1)	For contracts with applications signed prior to Jan. 26, 2009, the current charge is 0.55%.

SECURESOURCE RIDER FEE
We deduct a charge based on the greater of the contract anniversary value or the total Remaining Benefit Amount (RBA) for this optional feature only if you select it as follows:

•	SecureSource – Single Life rider, 1.10%(1);

•	SecureSource – Joint Life rider, 1.40%(1).

We deduct the charge from your contract value on your contract anniversary. We prorate this charge among the GPAs, the fixed account and the subaccounts in the same proportion as your interest in each bears to your total contract value. We will modify this prorated approach to comply with state regulations where necessary.

Once you elect a SecureSource rider, you may not cancel it and the charge will continue to be deducted until the contract or rider is terminated, or the contract value reduces to zero. If the contract or rider is terminated for any reason, we will deduct the charge from the proceeds payable adjusted for the number of calendar days coverage was in place since we last deducted the charge. If the RBA reduces to zero but the contract value has not been depleted, you will continue to be charged.

Currently the SecureSource rider fee does not vary with the PN program investment option selected; however, we reserve the right to vary the rider fee for each PN program investment option. The SecureSource – Single Life rider charge will not exceed a maximum charge of 2.00%(2). The SecureSource – Joint Life rider charge will not exceed a maximum fee of 2.50%(2).

We may increase the rider fee at our discretion and on a nondiscriminatory basis.

We will not change the SecureSource rider fee in effect on your contract after the rider effective date unless:

(a)	you choose the annual elective step up or the elective spousal continuation step up after we have exercised our rights to increase the rider fee; or

(b)	you change your PN program investment option after we have exercised our rights to increase the rider fee or vary the rider fee for each PN program investment option.

If you choose the elective step up, the elective spousal continuation step up, or change your PN program investment option after we have exercised our rights to increase the rider fee as described above, you will pay the fee that is in effect on the valuation date we receive your written request to step up or change your PN program investment option. On the next contract anniversary, we will calculate an average rider fee, for the preceding contract year only, that reflects the various different charges that were in effect that year, adjusted for the number of calendar days each fee was in effect.

The charge does not apply after annuity payouts begin.

(1)	For contract applications signed on or after June 1, 2008, but prior to Jan. 26, 2009, the current fee is 0.75% for Single Life rider and 0.95% for Joint Life rider. For contract applications signed prior to June 1, 2008, the current fee is 0.65% for Single Life rider and 0.85% for Joint Life rider.
(2)	For contract applications signed prior to Jan. 26, 2009, the maximum fee is 1.50% for Single Life rider and 1.75% for Joint Life rider.

 38  RIVERSOURCE ACCESSCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

GUARANTOR WITHDRAWAL BENEFIT FOR LIFE RIDER FEE
We deduct a charge of 0.65% of the greater of the contract anniversary value or the total Remaining Benefit Amount (RBA) for this optional feature only if you select it. We deduct the charge from your contract value on your contract anniversary. We prorate this charge among the GPAs, the fixed account and the subaccounts in the same proportion as your interest in each bears to your total contract value.

Once you elect the Guarantor Withdrawal Benefit for Life rider, you may not cancel it and the charge will continue to be deducted until the contract is terminated, the contract value reduces to zero or annuity payouts begin. If the contract is terminated for any reason or when annuity payouts begin, we will deduct the charge from the proceeds payable adjusted for the number of calendar days coverage was in place since we last deducted the fee. If the RBA goes to zero but the contract value has not been depleted, you will continue to be charged.

Currently the Guarantor Withdrawal Benefit for Life rider fee does not vary with the PN program investment option selected; however, we reserve the right to increase this fee and/or vary the rider fee for each PN program investment option. The Guarantor Withdrawal Benefit for Life rider fee will not exceed a maximum fee of 1.50%.

We may increase the rider fee at our discretion and on a nondiscriminatory basis.

We will not change the Guarantor Withdrawal Benefit for Life rider fee in effect on your contract after the rider effective date unless:

(a)	you choose the annual elective step up or elective spousal continuation step up after we have exercised our rights to increase the rider fee; or

(b)	you change your PN program investment option after we have exercised our rights to increase the rider fee or vary the rider fee for each PN program investment option.

If you choose the elective step up, the elective spousal continuation step up, or change your PN program investment option after we have exercised our rights to increase the rider fee as described above, you will pay the fee that is in effect on the valuation date we receive your written request to step up or change your PN program investment option. On the next contract anniversary, we will calculate an average rider fee, for the preceding contract year only, that reflects the various different charges that were in effect that year, adjusted for the number of calendar days each fee was in effect.

The charge does not apply after annuity payouts begin.

GUARANTOR WITHDRAWAL BENEFIT RIDER FEE(1)
This fee information applies to both Rider A and Rider B unless otherwise noted.

We deduct an annual charge of 0.55% of contract value for this optional feature only if you select it. We deduct the charge from your contract value on your contract anniversary. We prorate this charge among the GPAs, the one-year fixed account and the subaccounts in the same proportion as your interest in each bears to your total contract value. We will modify this prorated approach to comply with state regulations where necessary.

Once you elect the Guarantor Withdrawal Benefit rider, you may not cancel it and the charge will continue to be deducted until the contract is terminated, the contract value reduces to zero or annuity payouts begin. If the contract is terminated for any reason or when annuity payouts begin, we will deduct the charge from the proceeds payable adjusted for the number of calendar days coverage was in place since we last deducted the fee. If the Remaining Benefit Amount (RBA) goes to zero but the contract value has not been depleted, you will continue to be charged.

Currently the Guarantor Withdrawal Benefit rider fee does not vary with the PN program investment option selected; however, we reserve the right to vary the rider fee for each PN program investment option. The Guarantor Withdrawal Benefit rider charge will not exceed a maximum fee of 1.50%.

We may increase the rider fee at our discretion and on a nondiscriminatory basis.

We will not change the Guarantor Withdrawal Benefit rider fee in effect on your contract after the rider effective date unless:

(a)	you choose the annual elective step up or elective spousal continuation step up under Rider A after we have exercised our rights to increase the rider fee; or

(b)	you change your PN program investment option after we have exercised our rights to increase the rider fee or vary the rider fee for each PN program investment option.

If you choose the annual or spousal continuation elective step up or change your PN program investment option after we have exercised our rights to increase the rider fee as described above, you will pay the fee that is in effect on the valuation date we receive your written request to step up or change your PN program investment option. On the next contract anniversary, we

RIVERSOURCE ACCESSCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 39

will calculate an average rider fee, for the preceding contract year only, that reflects the various different charges that were in effect that year, adjusted for the number of calendar days each fee was in effect.

The charge does not apply after annuity payouts begin.

(1)	See disclosure in Appendix K.

INCOME ASSURER BENEFIT RIDER FEE
We deduct a charge for this optional feature only if you selected it. We determine the charge by multiplying the guaranteed income benefit base by the charge for the Income Assurer Benefit rider you select. There are three Income Assurer Benefit rider options available under your contract (see “Optional Benefits — Income Assurer Benefit Riders”) and each has a different guaranteed income benefit base calculation. The charge for each Income Assurer Benefit rider is as follows:

	Maximum	Current

Income Assurer Benefit – MAV	1.50%	0.30	%(1)

Income Assurer Benefit – 5% Accumulation Benefit Base	1.75	0.60	(1)

Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base	2.00	0.65	(1)

(1)	For applications signed prior to Oct. 7, 2004, the following current annual rider charges apply: Income Assurer Benefit – MAV — 0.55%, Income Assurer Benefit — 5% Accumulation Benefit Base — 0.70%; and Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base — 0.75%.

We deduct the charge from the contract value on your contract anniversary. We prorate this charge among the GPAs, the one-year fixed account and the subaccounts in the same proportion your interest in each account bears to your total contract value. We will modify this prorated approach to comply with state regulations where necessary. If the contract is terminated for any reason or on the annuitization start date, we will deduct the fee from the proceeds payable adjusted for the number of calendar days coverage was in place since we last deducted the fee.

Currently the Income Assurer Benefit rider fee does not vary with the PN program investment option selected; however, we reserve the right to increase this fee and/or vary the rider fee for each PN program investment option but not to exceed the maximum fees shown above. We cannot change the Income Assurer Benefit fee after the rider effective date, unless you change your PN program investment option after we have exercised our rights to increase the fee and/or charge a separate fee for each PN program investment option. If you choose to change your PN program investment option after we have exercised our rights to increase the rider fee, you will pay the fee that is in effect on the valuation date we receive your written request to change your PN program investment option. On the next contract anniversary, we will calculate an average rider fee, for the preceding contract year only, that reflects the various different charges that were in effect that year, adjusted for the number of calendar days each fee was in effect.

For an example of how each Income Assurer Benefit rider fee is calculated, see Appendix L.

OPTIONAL DEATH BENEFIT CHARGES

BENEFIT PROTECTOR DEATH BENEFIT RIDER FEE
We deduct a charge for the optional feature only if you select it. If selected, we deduct 0.25% of your contract value on your contract anniversary. We prorate this fee among all accounts and subaccounts in the same proportion your interest in each account bears to your total contract value. We will modify this prorated approach to comply with state regulations where necessary.

For the Current Contract, on the annuitization start date and if the contract is terminated for any reason except your election to terminate the rider during the 30 day window after certain anniversaries, we will deduct the fee from the contract value adjusted for the number of calendar days coverage was in place during the contract year. For the Original Contract, on the annuitization start date and if the contract is terminated for any reason other than death, we will deduct the fee from the contract value adjusted for the number of calendar days coverage was in place since we last deducted the fee.

We cannot increase this annual charge after the rider effective date.

BENEFIT PROTECTOR PLUS DEATH BENEFIT RIDER FEE
We charge a fee for the optional feature only if you select it. If selected, we deduct 0.40% of your contract value on your contract anniversary. We prorate this fee among all accounts and subaccounts in the same proportion your interest in each account bears to your total contract value. We will modify this prorated approach to comply with state regulations where necessary.

If the contract is terminated for any reason other than death or when annuity payouts begin, we will deduct the fee from the proceeds payable adjusted for the number of calendar days coverage was in place since we last deducted the fee. We cannot increase this annual charge after the rider effective date and it does not apply after annuity payouts begin or when we pay death benefits.

 40  RIVERSOURCE ACCESSCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

Valuing Your Investment

We value your accounts as follows:

GPAs
We value the amounts you allocated to the GPAs directly in dollars. The value of a GPA equals:

•	the sum of your purchase payments and transfer amounts allocated to the GPAs;

•	plus interest credited;

•	minus the sum of amounts withdrawn (including any applicable withdrawal charges for contract Option L) and amounts transferred out;

•	minus any prorated portion of the contract administrative charge; and

•	minus the prorated portion of the fee for any of the following optional benefits you have selected:

– Accumulation Protector Benefit rider;

– SecureSource rider;

– Guarantor Withdrawal Benefit for Life rider;

– Guarantor Withdrawal Benefit rider;

– Income Assurer Benefit rider;

– Benefit Protector rider; or

– Benefit Protector Plus rider.

THE FIXED ACCOUNT
The fixed account includes the one-year fixed account if available under your contract, and the DCA fixed account.

We value the amounts you allocate to the fixed account directly in dollars. The value of the fixed account equals:

•	the sum of your purchase payments allocated to the one-year fixed account (if included) and the DCA fixed account (if included), and transfer amounts to the one-year fixed account (if included (including any positive or negative MVA on amounts transferred from the GPAs to the one-year fixed account));

•	plus interest credited;

•	minus the sum of amounts withdrawn (including any applicable withdrawal charges for Contract Option L) and amounts transferred out;

•	minus any prorated portion of the contract administrative charge; and

•	minus the prorated portion of the fee for any of the following optional benefits you have selected:

– Accumulation Protector Benefit rider;

– SecureSource rider;

– Guarantor Withdrawal Benefit for Life rider;

– Guarantor Withdrawal Benefit rider;

– Income Assurer Benefit rider;

– Benefit Protector rider; or

– Benefit Protector Plus rider.

SUBACCOUNTS
We convert amounts you allocated to the subaccounts into accumulation units. Each time you make a purchase payment or transfer amounts into one of the subaccounts, we credit a certain number of accumulation units to your contract for that subaccount. Conversely, we subtract a certain number of accumulation units from your contract each time you take a partial withdrawal, transfer amounts out of a subaccount, or we assess a contract administrative charge, a withdrawal charge or fee for any optional riders with annual charges (if applicable).

The accumulation units are the true measure of investment value in each subaccount during the accumulation period. They are related to, but not the same as, the net asset value of the fund in which the subaccount invests. The dollar value of each accumulation unit can rise or fall daily depending on the variable account expenses, performance of the fund and on certain fund expenses.

Here is how we calculate accumulation unit values:

Number of units: To calculate the number of accumulation units for a particular subaccount we divide your investment by the current accumulation unit value.

RIVERSOURCE ACCESSCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 41

Accumulation unit value: The current accumulation unit value for each subaccount equals the last value times the subaccount’s current net investment factor.

We determine the net investment factor by:

•	adding the fund’s current net asset value per share, plus the per share amount of any accrued income or capital gain dividends to obtain a current adjusted net asset value per share; then

•	dividing that sum by the previous adjusted net asset value per share; and

•	subtracting the percentage factor representing the mortality and expense risk fee and the variable account administrative charge from the result.

Because the net asset value of the fund may fluctuate, the accumulation unit value may increase or decrease. You bear all the investment risk in a subaccount.

Factors that affect subaccount accumulation units: Accumulation units may change in two ways — in number and in value.

The number of accumulation units you own may fluctuate due to:

•	additional purchase payments you allocate to the subaccounts;

•	transfers into or out of the subaccounts (including any positive or negative MVA on amounts transferred from the GPAs);

•	partial withdrawals;

•	withdrawal charges (for contract Option L);

and the deduction of a prorated portion of:

•	the contract administrative charge; and

•	the fee for any of the following optional benefits you have selected:

– Accumulation Protector Benefit rider;

– SecureSource rider;

– Guarantor Withdrawal Benefit for Life rider;

– Guarantor Withdrawal Benefit rider;

– Income Assurer Benefit rider;

– Benefit Protector rider; or

– Benefit Protector Plus rider.

Accumulation unit values will fluctuate due to:

•	changes in fund net asset value;

•	fund dividends distributed to the subaccounts;

•	fund capital gains or losses;

•	fund operating expenses; and

•	mortality and expense risk fee and the variable account administrative charge.

Making the Most of Your Contract

AUTOMATED DOLLAR-COST AVERAGING
Currently, you can use automated transfers to take advantage of dollar-cost averaging (investing a fixed amount at regular intervals). For example, you might transfer a set amount monthly from a relatively conservative subaccount to a more aggressive one, or to several others, or from the one-year fixed account or one-year GPA to one or more subaccounts. Automated transfers are not available for GPA terms of two or more years. You can also obtain the benefits of dollar-cost averaging by setting up regular automatic SIP payments or by establishing an interest sweep strategy. Interest sweeps are a monthly transfer of the interest earned from the one-year fixed account or one-year GPA into the subaccounts of your choice. If you participate in an interest sweep strategy the interest you earn on the one-year fixed account or one-year GPA will be less than the annual interest rate we apply because there will be no compounding. There is no charge for dollar-cost averaging.

This systematic approach can help you benefit from fluctuations in accumulation unit values caused by fluctuations in the market values of the funds. Since you invest the same amount each period, you automatically acquire more units when the market value falls and fewer units when it rises. The potential effect is to lower your average cost per unit.

 42  RIVERSOURCE ACCESSCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

How dollar-cost averaging works

					Number
By investing an equal number			Amount	Accumulation	of units
of dollars each month...		Month	invested	unit value	purchased

		Jan	$100	$20	5.00

		Feb	100	18	5.56

you automatically buy		Mar	100	17	5.88

more units when the	è	Apr	100	15	6.67

per unit market price is low...		May	100	16	6.25

		Jun	100	18	5.56

		Jul	100	17	5.88

and fewer units		Aug	100	19	5.26

when the per unit	è	Sept	100	21	4.76

market price is high.		Oct	100	20	5.00

You paid an average price of $17.91 per unit over the 10 months, while the average market price actually was $18.10.

Dollar-cost averaging does not guarantee that any subaccount will gain in value nor will it protect against a decline in value if market prices fall. Because dollar-cost averaging involves continuous investing, your success will depend upon your willingness to continue to invest regularly through periods of low price levels. Dollar-cost averaging can be an effective way to help meet your long-term goals. For specific features contact your investment professional.

Dollar-cost averaging as described in this section is not available when the PN program is in effect. However, subject to certain restrictions, dollar-cost averaging is available through the DCA fixed account. See the “DCA Fixed Account” and “Portfolio Navigator Program” sections in this prospectus for details.

ASSET REBALANCING
You can ask us in writing to automatically rebalance the subaccount portion of your contract value either quarterly, semiannually, or annually. The period you select will start to run on the date we record your request. On the first valuation date of each of these periods, we automatically will rebalance your contract value so that the value in each subaccount matches your current subaccount percentage allocations. These percentage allocations must be in whole numbers. There is no charge for asset rebalancing. The contract value must be at least $2,000.

You can change your percentage allocations or your rebalancing period at any time by contacting us in writing. We will restart the rebalancing period you selected as of the date we record your change. You also can ask us in writing to stop rebalancing your contract value. You must allow 30 days for us to change any instructions that currently are in place. For more information on asset rebalancing, contact your investment professional.

Different rules apply to asset rebalancing under the PN program (see “Portfolio Navigator Program” below and “Appendix I — Asset Allocation Program for Contracts with Applications Signed Before May 1, 2006”).

As long as you are not participating in the PN program, asset rebalancing is available for use with the DCA fixed account (see “DCA Fixed Account”) only if your subaccount allocation for asset rebalancing is exactly the same as your subaccount allocation for transfers from the DCA fixed account. If you change your subaccount allocations under the asset rebalancing program or the DCA fixed account, we will automatically change the subaccount allocations so they match. If you do not wish to have the subaccount allocation be the same for the asset rebalancing program and the DCA fixed account, you must terminate the asset rebalancing program or the DCA fixed account, as you may choose.

PORTFOLIO NAVIGATOR PROGRAM (PN program)
Under the PN program for the living benefit riders, your contract value is allocated to a PN program investment option (except as described in the next paragraph). The PN program investment options are currently five funds of funds, each of which invests in underlying funds in proportions that vary among the funds of funds in light of each fund of funds’ investment objective (“Portfolio Navigator funds”). The PN program is available for both nonqualified and qualified annuities.

The PN program also allows those who participated in a previous version of the PN program and who previously opted out of the transfer of their contract value to Portfolio Navigator funds to remain invested in accordance with a “static” PN program model portfolio investment option that is not subject to updating or reallocation. For more information on the static model portfolios, see “The static model portfolios” below.

RIVERSOURCE ACCESSCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 43

You are required to participate in the PN program if your contract includes optional living benefit riders. If your contract does not include one of these riders, you may not participate in the PN program; but you may choose to allocate your contract value to one or more of the Portfolio Navigator funds without being in the PN program. You should review any PN program information, including the prospectus for the funds of funds, carefully. Your investment professional can provide you with additional information and can answer questions you may have on the PN program.

The Portfolio Navigator funds. Each of the Portfolio Navigator funds is a fund of funds with the investment objective of seeking a high level of total return consistent with a certain level of risk by investing in various underlying funds. The funds of funds have objectives ranging from Conservative to Aggressive, and are managed within asset class allocation targets and with a broad multi-manager approach. Columbia Management Investment Advisers is the investment adviser of each of the funds of funds, and Columbia Management Investment Advisers or an affiliate is the investment adviser of each of the underlying funds in which the funds of funds invest. Morningstar Associates, LLC serves as an independent consultant to Columbia Management Investment Advisers to provide recommendations regarding portfolio construction and ongoing analysis of the funds of funds. Neither Columbia Management Investment Advisers nor Morningstar Associates, LLC serves as your investment adviser as to the allocation of your contract value under the PN program (regardless of whether you have selected a PN program investment option or have chosen to remain in a static model portfolio). Some of the underlying funds are managed on a day-to-day basis directly by Columbia Management Investment Advisers and some are managed by one or more affiliated or unaffiliated sub-advisers, subject to the oversight of Columbia Management Investment Advisers and the fund’s board of trustees.

Below are the target asset allocation weights (between equity and fixed income/cash underlying funds) for each of the funds of funds:

1. Variable Portfolio – Aggressive Portfolio: 80% Equity / 20% Fixed Income

2. Variable Portfolio – Moderately Aggressive Portfolio: 65% Equity / 35% Fixed Income

3. Variable Portfolio – Moderate Portfolio: 50% Equity / 50% Fixed Income

4. Variable Portfolio – Moderately Conservative Portfolio: 35% Equity / 65% Fixed Income

5. Variable Portfolio – Conservative Portfolio: 20% Equity / 80% Fixed Income

Fund of funds conflicts of interest. In providing investment advisory services for the funds of funds and the underlying funds in which the funds of funds invest, Columbia Management Investment Advisers is, together with its affiliates, including us, subject to competing interests that may influence its decisions. These competing interests typically arise because Columbia Management Investment Advisers or one of its affiliates serves as the investment adviser to the underlying funds and may provide other services in connection with such underlying funds, and because the compensation we and our affiliates receive for providing these investment advisory and other services varies depending on the underlying fund. For additional information about the conflicts of interest to which Columbia Management Investment Advisers and its affiliates are subject, see the funds of funds prospectus.

The static model portfolios. If you have chosen to remain invested in a “static” PN program model portfolio investment option, your assets will remain invested in accordance with your current model portfolio, and you will not be provided with any updates to the model portfolio or reallocation recommendations. (The last such reallocation recommendation was provided in 2009.) Each model portfolio consists of underlying funds and/or any GPAs (if included) according to the allocation percentages stated for the model portfolio. If you are participating in the PN program through a model portfolio, you instruct us to automatically rebalance your contract value quarterly in order to maintain alignment with these allocation percentages.

If you own a contract with a living benefit rider which requires you to participate in the PN program and have chosen to remain in a PN program model portfolio, you may in the future transfer the assets in your contract only to one of the funds of funds investment options. If you begin taking income from your contract and have a living benefit rider that requires a move to a certain model portfolio once you begin taking income, you will be transferred to the fund of funds that corresponds to that model portfolio.

Special rules apply to the GPAs if they are included in a model portfolio. Under these rules:

•	no MVA will apply when rebalancing occurs within a specific model portfolio (but an MVA may apply if you elect to transfer to a fund of funds);

•	no MVA will apply when you elect an annuity payout plan while your contract value is invested in a model portfolio. (See “Guarantee Period Accounts — Market Value Adjustment.”)

If you choose to remain in a static model portfolio, the investments and investment styles and policies of the underlying funds in which your contract value is invested may change. Accordingly, your model portfolio may change so that it is no longer appropriate for your needs, even though your allocations to underlying funds do not change. Furthermore, the absence of

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periodic updating means that existing underlying funds will not be replaced as may be appropriate due to poor performance, changes in management personnel, or other factors.

Although the model portfolios are no longer maintained on an ongoing basis, the asset allocations in the model portfolios may have been affected by conflicts of interest similar to those to which the funds of funds are subject. Certain of the underlying funds in the model portfolios are managed by Columbia Management Investment Advisers or an affiliate while others are not, and we or our affiliate had an incentive to specify greater allocation percentages for the affiliated underlying funds.

Participating in the PN program. You are responsible for determining which investment option is best for you. Your investment professional can help you make this determination. In addition, your investment professional may provide you with an investor questionnaire, a tool to help define your investing style that is based on factors such as your investment goals, your tolerance for risk and how long you intend to invest. Your responses to the investor questionnaire can help you determine which investment option most closely matches your investing style. While the scoring of the investor questionnaire is objective, there is no guarantee that your responses to the investor questionnaire accurately reflect your tolerance for risk. Similarly, there is no guarantee that the investment option you select or have selected after completing the investor questionnaire is appropriate to your ability to withstand investment risk. RiverSource Life is not responsible for your selection of a specific investment option or your decision to change to a different investment option.

Currently, there are five Portfolio Navigator funds (and under the previous PN program, five static model portfolio investment options), ranging from conservative to aggressive. You may not use more than one investment option at a time.

If you initially allocate qualifying purchase payments to the DCA Fixed Account, when available (see “The DCA Fixed Account”), and you are participating in the PN program, we will make monthly transfers in accordance with your instructions from the DCA Fixed Account into the investment option or model portfolio you have chosen.

You may request a change to your fund of funds (or a transfer from your model portfolio to a fund of funds) up to twice per contract year by written request on an authorized form or by another method agreed to by us. If you make such a change, we may charge you a higher fee for your rider. If your contract includes a SecureSource series rider, we reserve the right to limit the number of changes if required to comply with the written instructions of a fund (see “Market Timing”). If your contract includes the GWB for Life rider or SecureSource series rider, we reserve the right to limit the number of investment options from which you can select, subject to state restrictions.

We reserve the right to change the terms and conditions of the PN program upon written notice to you. This includes but is not limited to the right to:

•	limit your choice of investment options based on the amount of your initial purchase payment;

•	cancel required participation in the program after 30 days written notice;

•	substitute a fund of funds for your model portfolio, if applicable, if permitted under applicable securities law; and

•	discontinue the PN program after 30 days written notice.

Risks. Asset allocation through the PN program does not guarantee that your contract will increase in value nor will it protect against a decline in value if market prices fall. By investing in a fund of funds, you may be able to reduce the volatility in your contract value, but there is no guarantee that this will happen. For additional information about the risks of investing in a Portfolio Navigator funds of funds, see funds of funds prospectus.

RIVERSOURCE ACCESSCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 45

Living benefits requiring participation in the PN program:

•	Accumulation Protector Benefit rider: You cannot terminate the Accumulation Protector Benefit rider. As long as the Accumulation Protector Benefit rider is in effect, your contract value must be invested in one of the PN program investment options. For contracts with applications signed on or after Jan. 26, 2009, you cannot select the Aggressive investment option, or transfer to the Aggressive investment option while the rider is in effect. The Accumulation Protector Benefit rider automatically ends at the end of the waiting period and you then have the option to cancel your participation in the PN program. At all other times, if you do not want to invest in any of the PN program investment options, you must terminate your contract by requesting a full withdrawal. Withdrawal charges and tax penalties may apply. Therefore, you should not select the Accumulation Protector Benefit rider if you do not intend to continue participating in the PN program (as it now exists or as we may modify it in the future) until the end of the waiting period.

•	SecureSource or Guarantor Withdrawal Benefit for Life rider: The SecureSource rider or the Guarantor Withdrawal Benefit for Life rider requires that your contract value be invested in one of the PN program investment options for the life of the contract. Subject to state restrictions, we reserve the right to limit the number of investment options from which you can select based on the dollar amount of purchase payments you make. Because you cannot terminate the SecureSource rider or the Guarantor Withdrawal Benefit for Life rider once you have selected it, you must terminate your contract by requesting a full withdrawal if you do not want to invest in any of the PN program investment options. Withdrawal charges and tax penalties may apply. Therefore, you should not select the SecureSource or Guarantor Withdrawal Benefit for Life rider if you do not intend to continue participating in the PN program (as it now exists or as we may modify it in the future) for the life of the contract.

•	Guarantor Withdrawal Benefit rider: The Guarantor Withdrawal Benefit rider requires that your contract value be invested in one of the PN program investment options for the life of the contract and because you cannot terminate the Guarantor Withdrawal Benefit rider once you have selected it, you must terminate your contract by requesting a full withdrawal if you do not want to invest in any of the PN program investment options. Withdrawal charges and tax penalties may apply. Therefore, you should not select the Guarantor Withdrawal Benefit rider if you do not intend to continue participating in the PN program (as it now exists or as we may modify it in the future) for the life of the contract.

•	Income Assurer Benefit rider: The Income Assurer Benefit rider requires that your contract value be invested in one of the PN program investment options for the life of the contract. You can terminate the Income Assurer Benefit rider during the 30-day period after the first rider anniversary and at any time after the expiration of the waiting period. At all other times you cannot terminate the Income Assurer Benefit rider once you have selected it and you must terminate your contract by requesting a full withdrawal if you do not want to invest in any of the PN program investment options. Withdrawal charges and tax penalties may apply. Therefore, you should not select the Income Assurer Benefit rider if you do not intend to continue participating in the PN program (as it now exists or as we may modify it in the future) for the life of the contract.

TRANSFERRING AMONG ACCOUNTS
The transfer rights discussed in this section do not apply while the PN program is in effect.

You may transfer contract value from any one subaccount, GPAs, the one-year fixed account, or the DCA fixed account, to another subaccount before annuity payouts begin. Certain restrictions apply to transfers involving the GPAs and the one-year fixed account. You may not transfer contract value to the DCA fixed account.

The date your request to transfer will be processed depends on when we receive it:

•	If we receive your transfer request at our corporate office in good order before the close of business, we will process your transfer using the accumulation unit value we calculate on the valuation date we received your transfer request.

•	If we receive your transfer request at our corporate office in good order at or after the close of business, we will process your transfer using the accumulation unit value we calculate on the next valuation date after we received your transfer request.

There is no charge for transfers. Before making a transfer, you should consider the risks involved in changing investments. Transfers out of the GPAs will be subject to an MVA if done more than 30 days before the end of the guarantee period.

We may suspend or modify transfer privileges at any time.

For information on transfers after annuity payouts begin, see “Transfer policies” below.

Transfer policies

•	Before annuity payouts begin, you may transfer contract values between the subaccounts, or from the subaccounts to the GPAs and the one-year fixed account (if included) at any time. However, if you made a transfer from the one-year fixed account to the subaccounts or the GPAs, you may not make a transfer from any subaccount or GPA back to the one-year fixed account for six months following that transfer. We reserve the right to further limit transfers to the one-year fixed

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account if the interest rate we are then currently crediting to the one-year fixed account is equal to the minimum interest rate stated in the contract.

•	You may transfer contract values from the one-year fixed account (if included) to the subaccounts or the GPAs once a year on or within 30 days before or after the contract anniversary (except for automated transfers, which can be set up at any time for certain transfer periods subject to certain minimums). Transfers from the one-year fixed account are not subject to an MVA. For Contract Option L, the amount of contract value transferred to the one-year fixed account cannot result in the value of the one-year fixed account being greater than 30% of the contract value; transfers out of the one-year fixed account are limited to 30% of one-year fixed account values at the beginning of the contract year or $10,000, whichever is greater. For Contract Option C, transfers to the one-year fixed account and transfers out of the one-year fixed account may not be available or may be significantly limited. See your contract for the actual terms of the one-year fixed account you purchased. For both Contract Option L and Contract Option C, we reserve the right to further limit transfers to or from the one-year fixed account if the interest rate we are then crediting on new purchase payments allocated to the one-year fixed account is equal to the minimum interest rate stated in the contract.

•	You may transfer contract values from a GPA any time after 60 days of transfer or payment allocation to the account. Because of these limitations, it may take several years to transfer all your contract value from the one-year fixed account. You should carefully consider whether the one-year fixed account meets your investment criteria before you invest. Transfers made more than 30 days before the end of the guarantee period will receive an MVA, which may result in a gain or loss of contract value, unless an exception applies (see “The Guarantee Period Accounts (GPAs) — Market Value Adjustment (MVA)”).

•	If we receive your request on or within 30 days before or after the contract anniversary date, the transfer from the one-year fixed account to the GPAs will be effective on the valuation date we receive it.

•	You may not transfer contract values from the subaccounts, the GPAs, or the one-year fixed account into the DCA fixed account. However, you may transfer contract values from the DCA fixed account to any of the investment options available under your contract, subject to investment minimums and other restrictions we may impose on investments in the one-year fixed account and the GPA, as described above. (See “DCA Fixed Account.”)

•	Once annuity payouts begin, you may not make transfers to or from the GPAs or the fixed account, but you may make transfers once per contract year among the subaccounts. During the annuity payout period, we reserve the right to limit the number of subaccounts in which you may invest. When annuity payments begin, you must transfer all contract value out of your GPAs and the DCA fixed account.

Market Timing
Market timing can reduce the value of your investment in the contract. If market timing causes the returns of an underlying fund to suffer, contract value you have allocated to a subaccount that invests in that underlying fund will be lower too. Market timing can cause you, any joint owner of the contract and your beneficiary(ies) under the contract a financial loss.

Funds available as investment options under the contract that invest in securities that trade in overseas securities markets may be at greater risk of loss from market timing, as market timers may seek to take advantage of changes in the values of securities between the close of overseas markets and the close of U.S. markets. Also, the risks of market timing may be greater for underlying funds that invest in securities such as small cap stocks, high yield bonds, or municipal securities, that may be traded infrequently.

We seek to prevent market timing. Market timing is frequent or short-term trading activity. We do not accommodate short-term trading activities. Do not buy a contract if you wish to use short-term trading strategies to manage your investment. The market timing policies and procedures described below apply to transfers among the subaccounts within the contract. The underlying funds in which the subaccounts invest have their own market timing policies and procedures. The market timing policies of the underlying funds may be more restrictive than the market timing policies and procedures we apply to transfers among the subaccounts of the contract, and may include redemption fees. We reserve the right to modify our market timing policies and procedures at any time without prior notice to you.

Market timing may hurt the performance of an underlying fund in which a subaccount invests in several ways, including but not necessarily limited to:

•	diluting the value of an investment in an underlying fund in which a subaccount invests;

•	increasing the transaction costs and expenses of an underlying fund in which a subaccount invests; and,

•	preventing the investment adviser(s) of an underlying fund in which a subaccount invests from fully investing the assets of the fund in accordance with the fund’s investment objectives.

RIVERSOURCE ACCESSCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 47

In order to help protect you and the underlying funds from the potentially harmful effects of market timing activity, we apply the following market timing policy to discourage frequent transfers of contract value among the subaccounts of the variable account:

We try to distinguish market timing from transfers that we believe are not harmful, such as periodic rebalancing for purposes of an asset allocation, dollar-cost averaging and asset rebalancing program that may be described in this prospectus. There is no set number of transfers that constitutes market timing. Even one transfer in related accounts may be market timing. We seek to restrict the transfer privileges of a contract owner who makes more than three subaccount transfers in any 90 day period. We also reserve the right to refuse any transfer request, if, in our sole judgment, the dollar amount of the transfer request would adversely affect unit values.

If we determine, in our sole judgment, that your transfer activity constitutes market timing, we may modify, restrict or suspend your transfer privileges to the extent permitted by applicable law, which may vary based on the state law that applies to your contract and the terms of your contract. These restrictions or modifications may include, but not be limited to:

•	requiring transfer requests to be submitted only by first-class U.S. mail;

•	not accepting hand-delivered transfer requests or requests made by overnight mail;

•	not accepting telephone or electronic transfer requests;

•	requiring a minimum time period between each transfer;

•	not accepting transfer requests of an agent acting under power of attorney;

•	limiting the dollar amount that you may transfer at any one time;

•	suspending the transfer privilege; or

•	modifying instructions under an automated transfer program to exclude a restricted fund if you do not provide new instructions.

Subject to applicable state law and the terms of each contract, we will apply the policy described above to all contract owners uniformly in all cases. We will notify you in writing after we impose any modification, restriction or suspension of your transfer rights.

We cannot guarantee that we will be able to identify and restrict all market timing activity. Because we exercise discretion in applying the restrictions described above, we cannot guarantee that we will be able to restrict all market timing activity. In addition, state law and the terms of some contracts may prevent us from stopping certain market timing activity. Market timing activity that we are unable to identify and/or restrict may impact the performance of the underlying funds and may result in lower contract values.

In addition to the market timing policy described above, which applies to transfers among the subaccounts within your contract, you should carefully review the market timing policies and procedures of the underlying funds. The market timing policies and procedures of the underlying funds may be materially different than those we impose on transfers among the subaccounts within your contract and may include mandatory redemption fees as well as other measures to discourage frequent transfers. As an intermediary for the underlying funds, we are required to assist them in applying their market timing policies and procedures to transactions involving the purchase and exchange of fund shares. This assistance may include, but not be limited to, providing the underlying fund upon request with your Social Security Number, Taxpayer Identification Number or other United States government-issued identifier, and the details of your contract transactions involving the underlying fund. An underlying fund, in its sole discretion, may instruct us at any time to prohibit you from making further transfers of contract value to or from the underlying fund, and we must follow this instruction. We reserve the right to administer and collect on behalf of an underlying fund any redemption fee imposed by an underlying fund. Market timing policies and procedures adopted by underlying funds may affect your investment in the contract in several ways, including but not limited to:

•	Each fund may restrict or refuse trading activity that the fund determines, in its sole discretion, represents market timing.

•	Even if we determine that your transfer activity does not constitute market timing under the market timing policies described above which we apply to transfers you make under the contract, it is possible that the underlying fund’s market timing policies and procedures, including instructions we receive from a fund may require us to reject your transfer request. For example, while we disregard transfers permitted under any asset allocation, dollar-cost averaging and asset rebalancing programs that may be described in this prospectus, we cannot guarantee that an underlying fund’s market timing policies and procedures will do so. Orders we place to purchase fund shares for the variable account are subject to acceptance by the fund. We reserve the right to reject without prior notice to you any transfer request if the fund does not accept our order.

•	Each underlying fund is responsible for its own market timing policies, and we cannot guarantee that we will be able to implement specific market timing policies and procedures that a fund has adopted. As a result, a fund’s returns might be adversely affected, and a fund might terminate our right to offer its shares through the variable account.

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•	Funds that are available as investment options under the contract may also be offered to other intermediaries who are eligible to purchase and hold shares of the fund, including without limitation, separate accounts of other insurance companies and certain retirement plans. Even if we are able to implement a fund’s market timing policies, we cannot guarantee that other intermediaries purchasing that same fund’s shares will do so, and the returns of that fund could be adversely affected as a result.

For more information about the market timing policies and procedures of an underlying fund, the risks that market timing pose to that fund, and to determine whether an underlying fund has adopted a redemption fee, see that fund’s prospectus.

HOW TO REQUEST A TRANSFER OR WITHDRAWAL

 1 By letter

Send your name, contract number, Social Security Number or Taxpayer Identification Number* and signed request for a transfer or withdrawal to our corporate office:

RiverSource Life Insurance Company
829 Ameriprise Financial Center
Minneapolis, MN 55474

Minimum amount
Transfers or withdrawals:  $500 or entire account balance

Maximum amount
Transfers or withdrawals:  Contract value or entire account balance

*	Failure to provide a Social Security Number or Taxpayer Identification Number may result in mandatory tax withholding on the taxable portion of the distribution.

 2 By automated transfers and automated partial withdrawals

Your investment professional can help you set up automated transfers among your subaccounts, the one-year fixed account or GPAs or automated partial withdrawals from the GPAs, one-year fixed account, DCA fixed account or the subaccounts.

You can start or stop this service by written request or other method acceptable to us.

You must allow 30 days for us to change any instructions that are currently in place.

•	Automated withdrawals may be restricted by applicable law under some contracts.

•	You may not make additional purchase payments if automated partial withdrawals are in effect.

•	If the PN program is in effect, you are not allowed to set up automated transfers except in connection with a DCA fixed account (see “The Fixed Account — DCA Fixed Account” and “Making the Most of Your Contract — Portfolio Navigator Program”).

•	Automated partial withdrawals may result in income taxes and penalties on all or part of the amount withdrawn.

•	If you have a SecureSource rider, Guarantor Withdrawal Benefit for Life rider, or Guarantor Withdrawal Benefit rider, you may set up automated partial withdrawals up to the benefit available for withdrawal under the rider.

Minimum amount
Transfers or withdrawals:  $100 monthly
                           $250 quarterly, semiannually or annually

 3 By phone

Call:
1-800-333-3437

Minimum amount
Transfers or withdrawals:  $500 or entire account balance

Maximum amount
Transfers:                           Contract value or entire account balance
Withdrawals:                      $25,000

We answer telephone requests promptly, but you may experience delays when the call volume is unusually high. If you are unable to get through, use the mail procedure as an alternative.

RIVERSOURCE ACCESSCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 49

We will honor any telephone transfer or withdrawal requests that we believe are authentic and we will use reasonable procedures to confirm that they are. This includes asking identifying questions and recording calls. We will not allow a telephone withdrawal within 30 days of a phoned-in address change. As long as we follow the procedures, we (and our affiliates) will not be liable for any loss resulting from fraudulent requests.

Telephone transfers and withdrawals are automatically available. You may request that telephone transfers and withdrawals not be authorized from your account by writing to us.

Withdrawals

You may withdraw all or part of your contract at any time before the retirement date by sending us a written request or calling us. If we receive your withdrawal request in good order at our corporate office before the close of business, we will process your withdrawal using the accumulation unit value we calculate on the valuation date we received your withdrawal request. If we receive your withdrawal request at our corporate office at or after the close of business, we will process your withdrawal using the accumulation unit value we calculate on the next valuation date after we received your withdrawal request. We may ask you to return the contract. You may have to pay a contract administrative charge, withdrawal charges or any applicable optional rider charges (see “Charges”), federal income taxes and penalties. State and local income taxes may also apply (see “Taxes”). You cannot make withdrawals after annuity payouts begin except under Annuity Payout Plan E. (See “The Annuity Payout Period — Annuity Payout Plans.”)

Any partial withdrawals you take under the contract will reduce your contract value. As a result, the value of your death benefit or any optional benefits you have elected will also be reduced. If you have elected the SecureSource rider, the Guarantor Withdrawal Benefit for Life rider or the Guarantor Withdrawal Benefit rider and your partial withdrawals in any contract year exceed the permitted withdrawal amount under the terms of the SecureSource rider, the Guarantor Withdrawal Benefit for Life rider or the Guarantor Withdrawal Benefit rider, your benefits under the rider may be reduced (see “Optional Benefits”). Any partial withdrawal request that exceeds the amount allowed under the riders and impacts the guarantees provided, will not be considered in good order until we receive a signed Benefit Impact Acknowledgement form showing the projected effect of the withdrawal on the rider benefits or a verbal acknowledgement that you understand and accept the impacts that have been explained to you.

In addition, withdrawals you are required to take to satisfy RMDs under the Code may reduce the value of certain death benefits and optional benefits (see “Taxes — Qualified Annuities — Required Minimum Distributions”).

WITHDRAWAL POLICIES
If you have a balance in more than one account and you request a partial withdrawal, we will automatically withdraw from all your subaccounts, GPAs, the DCA fixed account, and/or the one-year fixed account in the same proportion as your value in each account correlates to your total contract value, unless requested otherwise.(1) After executing a partial withdrawal, the value in the one-year fixed account and each GPA and subaccount must be either zero or at least $50.

(1)	If you elected a SecureSource rider, you do not have the option to request from which account to withdraw.

RECEIVING PAYMENT
By regular or express mail:

•	payable to owner;

•	mailed to address of record.

NOTE: We will charge you a fee if you request express mail delivery.

Normally, we will send the payment within seven days after receiving your request in good order. However, we may postpone the payment if:

–	the withdrawal amount includes a purchase payment check that has not cleared;

–	the NYSE is closed, except for normal holiday and weekend closings;

–	trading on the NYSE is restricted, according to SEC rules;

–	an emergency, as defined by SEC rules, makes it impractical to sell securities or value the net assets of the accounts; or

–	the SEC permits us to delay payment for the protection of security holders.

TSA — Special Provisions

PARTICIPANTS IN TAX-SHELTERED ANNUITIES
If the contract is intended to be used in connection with an employer sponsored 403(b) plan, additional rules relating to this contract can be found in the annuity endorsement for tax sheltered 403(b) annuities. Unless we have made special

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arrangements with your employer, the contract is not intended for use in connection with an employer sponsored 403(b) plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). In the event that the employer either by affirmative election or inadvertent action causes contributions under a plan that is subject to ERISA to be made to this contract, we will not be responsible for any obligations and requirements under ERISA and the regulations thereunder, unless we have prior written agreement with the employer. You should consult with your employer to determine whether your 403(b) plan is subject to ERISA.

In the event we have a written agreement with your employer to administer the plan pursuant to ERISA, special rules apply as set forth in the TSA endorsement.

The employer must comply with certain nondiscrimination requirements for certain types of contributions under a TSA contract to be excluded from taxable income. You should consult your employer to determine whether the nondiscrimination rules apply to you.

The Code imposes certain restrictions on your right to receive early distributions from a TSA:

•	Distributions attributable to salary reduction contributions (plus earnings) made after Dec. 31, 1988, or to transfers or rollovers from other contracts, may be made from the TSA only if:

–	you are at least age 59 1/2;

–	you are disabled as defined in the Code;

–	you severed employment with the employer who purchased the contract;

–	the distribution is because of your death;

–	the distribution is due to plan termination; or

–	you are a military reservist.

•	If you encounter a financial hardship (as provided by the Code), you may be eligible to receive a distribution of all contract values attributable to salary reduction contributions made after Dec. 31, 1988, but not the earnings on them.

•	Even though a distribution may be permitted under the above rules, it may be subject to IRS taxes and penalties (see “Taxes”)

•	The above restrictions on distributions do not affect the availability of the amount credited to the contract as of Dec. 31, 1988. The restrictions also do not apply to transfers or exchanges of contract value within the contract, or to another registered variable annuity contract or investment vehicle available through the employer.

Changing Ownership

You may change ownership of your nonqualified annuity at any time by completing a change of ownership form we approve and sending it to our corporate office. The change will become binding on us when we receive and record it. We will honor any change of ownership request received in good order that we believe is authentic and we will use reasonable procedures to confirm authenticity. If we follow these procedures, we will not take any responsibility for the validity of the change.

If you have a nonqualified annuity, you may incur income tax liability by transferring, assigning or pledging any part of it. (See “Taxes.”)

If you have a qualified annuity, you may not sell, assign, transfer, discount or pledge your contract as collateral for a loan, or as security for the performance of an obligation or for any other purpose except as required or permitted by the Code. However, if the owner is a trust or custodian, or an employer acting in a similar capacity, ownership of the contract may be transferred to the annuitant.

Please consider carefully whether or not you wish to change ownership of your annuity contract. If you elected any optional contract features or riders, the new owner and annuitant will be subject to all limitations and/or restrictions of those features or riders just as if they were purchasing a new contract. If you have an Income Assurer Benefit and/or Benefit Protector Plus rider, the rider will terminate upon transfer of ownership of the annuity contract. The SecureSource – Joint Life rider, if selected, only allows transfer of the ownership of the annuity contract between covered spouses or their revocable trust(s); no other ownership changes are allowed while this rider is in force. The Accumulation Protector Benefit, the SecureSource – Single Life, the Guarantor Withdrawal Benefit for Life and the Guarantor Withdrawal Benefit riders will continue upon transfer of ownership of the annuity contract. For the SecureSource and Guarantor Withdrawal Benefit for Life riders, any ownership change that impacts the guarantees provided will not be considered in good order until we receive a signed Benefit Impact Acknowledgement form showing the projected effect of the ownership change on the rider benefits or a verbal acknowledgement that you understand and accept the impacts that have been explained to you. Continuance of the Benefit Protector rider is optional. (See “Optional Benefits.”)

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Benefits in Case of Death

There are four death benefit options under your contract if you die before the retirement start date while this contract is in force. You must select one of the following death benefits:

•	ROP Death Benefit;

•	MAV Death Benefit;

•	5% Accumulation Death Benefit;

•	Enhanced Death Benefit

If it is available in your state and if both you and the annuitant are 79 or younger at contract issue, you can elect any one of the above death benefits. If either you or the annuitant are 80 or older at contract issue, the ROP Death Benefit will apply. Once you elect a death benefit, you cannot change it. We show the death benefit that applies in your contract on your contract’s data page. The death benefit you select determines the mortality and expense risk fee that is assessed against the subaccounts. (See “Charges — Mortality and Expense Risk Fee.”)

Under each option, we will pay the death benefit to your beneficiary upon the earlier of your death or the annuitant’s death. We will base the benefit paid on the death benefit coverage you chose when you purchased the contract. If a contract has more than one person as the owner, we will pay benefits upon the first to die of any owner or the annuitant.

Here are some terms that are used to describe the death benefits:

Adjusted partial withdrawals (calculated for ROP and MAV Death Benefits)	=	PW × DB CV

PW = the amount by which the contract value is reduced as a result of the partial withdrawal.

DB = the death benefit on the date of (but prior to) the partial withdrawal

CV = contract value on the date of (but prior to) the partial withdrawal

Maximum Anniversary Value (MAV): is zero prior to the first contract anniversary after the effective date of the rider. On the first contract anniversary after the effective date of the rider, we set the MAV as the greater of these two values:

(a) current contract value; or

(b) total purchase payments applied to the contract minus adjusted partial withdrawals.

Thereafter, we increase the MAV by any additional purchase payments and reduce the MAV by adjusted partial withdrawals. Every contract anniversary after that prior to the earlier of your or the annuitant’s 81st birthday, we compare the MAV to the current contract value and we reset the MAV to the higher amount.

5% Variable Account floor: This is the sum of the value of your GPAs, the one-year fixed account and the variable account floor. There is no variable account floor prior to the first contract anniversary. On the first contract anniversary, we establish the variable account floor as:

•	the amounts allocated to the subaccounts and the DCA fixed account at issue increased by 5%;

•	plus any subsequent amounts allocated to the subaccounts and the DCA fixed account;

•	minus adjusted transfers and partial withdrawals from the subaccounts or the DCA fixed account.

Thereafter, we continue to add subsequent purchase payments allocated to the subaccounts or the DCA fixed account and subtract adjusted transfers and partial withdrawals from the subaccounts or the DCA fixed account. On each contract anniversary after the first, through age 80, we add an amount to the variable account floor equal to 5% of the prior anniversary’s variable account floor. We stop adding this amount after you or the annuitant reach age 81.

5% variable account floor adjusted transfers or adjusted partial withdrawals	=	PWT × VAF SV

PWT	=	the amount by which the contract value in the subaccounts and the DCA fixed account is reduced as a result of the partial withdrawal or transfer from the subaccounts or the DCA fixed account.
VAF	=	variable account floor on the date of (but prior to) the transfer or partial withdrawal.
SV	=	value of the subaccounts and the DCA fixed account on the date of (but prior to) the transfer of partial withdrawal.

The amount of purchase payments withdrawn or transferred from any subaccount or fixed account (if applicable) or GPA account is calculated as (a) times (b) where:

(a)	is the amount of purchase payments in the account or subaccount on the date of but prior to the current withdrawal or transfer; and

(b)	is the ratio of the amount of contract value transferred or withdrawn from the account or subaccount to the value in the account or subaccount on the date of (but prior to) the current withdrawal or transfer.

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For contracts issued in New Jersey, the cap on the variable account floor is 200% of the sum of the purchase payments allocated to the subaccounts and the DCA fixed account that have not been withdrawn or transferred out of the subaccounts or the DCA fixed account.

NOTE: The 5% variable account floor is calculated differently and is not the same value as the Income Assurer Benefit 5% variable account floor.

RETURN OF PURCHASE PAYMENTS (ROP) DEATH BENEFIT

The ROP Death Benefit is the basic death benefit on the contract that will pay your beneficiaries no less than your purchase payments, adjusted for withdrawals. If you or the annuitant die before annuity payouts begin and while this contract is in force, the death benefit will be the greater of these two values, minus any applicable rider charges:

1.	contract value; or

2.	total purchase payments applied to the contract minus adjusted partial withdrawals.

The ROP Death Benefit will apply unless you select one of the alternative death benefits described immediately below.

If available in your state and both you and the annuitant are age 79 or younger at contract issue, you may select one of the death benefits described below at the time you purchase your contract. The death benefits do not provide any additional benefit before the first contract anniversary and may not be appropriate for issue ages 75 to 79 because the benefit values may be limited after age 81. Be sure to discuss with your investment professional whether or not these death benefits are appropriate for your situation.

MAXIMUM ANNIVERSARY VALUE (MAV) DEATH BENEFIT

The MAV Death Benefit provides that if you or the annuitant die while the contract is in force and before annuity payouts begin, the death benefit will be the greatest of these three values, minus any applicable rider charges:

1.	contract value;

2.	total purchase payments applied to the contract minus adjusted partial withdrawals; or

3.	the MAV on the date of death.

5% ACCUMULATION DEATH BENEFIT

The 5% Accumulation Death Benefit provides that if you or the annuitant die while the contract is in force and before annuity payouts begin, the death benefit will be the greatest of these three values, minus any applicable rider charges:

1.	contract value;

2.	total purchase payments applied to the contract minus adjusted partial withdrawals; or

3.	the 5% variable account floor.

ENHANCED DEATH BENEFIT

The Enhanced Death Benefit provides that if you or the annuitant die while the contract is in force and before annuity payouts begin, the death benefit will be the greatest of these four values, minus any applicable rider charges:

1.	contract value;

2.	total purchase payments applied to the contract minus adjusted partial withdrawals;

3.	the MAV on the date of death; or

4.	the 5% variable account floor.

For an example of how each death benefit is calculated, see Appendix C.

IF YOU DIE BEFORE YOUR RETIREMENT DATE
When paying the beneficiary, we will process the death claim on the valuation date our death claim requirements are fulfilled. We will determine the contract’s value using the accumulation unit value we calculate on that valuation date. We pay interest, if any, at a rate no less than required by law. We will mail payment to the beneficiary within seven days after our death claim requirements are fulfilled.

Nonqualified annuities
If your spouse is sole beneficiary and you die before the retirement date, your spouse may keep the contract as owner with the contract value equal to the death benefit that would otherwise have been paid. To do this your spouse must give us written

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instructions to continue the contract as owner. There will be no withdrawal charges on contract Option L from that point forward unless additional payments are made. If you elected any optional contract features or riders, your spouse and the new annuitant (if applicable) will be subject to all limitations and/or restrictions of those features or riders just as if they were purchasing a new contract. The Income Assurer Benefit and Benefit Protector Plus riders, if selected, will terminate. The SecureSource – Joint Life rider, if selected, will continue only if the spouse electing the spousal continuation provision of the contract is a covered spouse and continues the contract as the new owner. The Accumulation Protector Benefit, the SecureSource – Single Life, the Guarantor Withdrawal Benefit for Life and the Guarantor Withdrawal Benefit riders, if selected, will continue. Continuance of the Benefit Protector is optional. (See “Optional Benefits.”)

If your beneficiary is not your spouse, we will pay the beneficiary in a single sum unless you give us other written instructions. Generally, we must fully distribute the death benefit within five years of your death. However, the beneficiary may receive payouts under any annuity payout plan available under this contract if:

•	the beneficiary asks us in writing within 60 days after the day on which all documents have been received that prove your death has occurred; and

•	payouts begin no later than one year after your death, or other date as permitted by the IRS; and

•	the payout period does not extend beyond the beneficiary’s life or life expectancy.

Qualified annuities

•	Spouse beneficiary: If you have not elected an annuity payout plan, and if your spouse is the sole beneficiary, your spouse may either elect to treat the contract as his/her own, so long as he or she is eligible to do so, or elect an annuity payout plan or another plan agreed to by us. If your spouse elects a payout option, the payouts must begin no later than the year in which you would have reached age 70 1/2. If you attained age 70 1/2 at the time of death, payouts must begin no later than Dec. 31 of the year following the year of your death.

Your spouse may elect to assume ownership of the contract at any time before annuity payouts begin. If your spouse elects to assume ownership of the contract, the contract value will be equal to the death benefit that would otherwise have been paid. There will be no withdrawal charges on contract Option L from that point forward unless additional payments are made. If you elected any optional contract features or riders, your spouse and the new annuitant (if applicable) will be subject to all limitations and/or restrictions of those features or riders just as if they were purchasing a new contract. The Income Assurer Benefit and Benefit Protector Plus riders, if selected, will terminate. The SecureSource – Joint Life rider, if selected, will continue only if the spouse electing the spousal continuation provision of the contract is a covered spouse and continues the contract as the new owner. The Accumulation Protector Benefit, the SecureSource – Single Life, the Guarantor Withdrawal Benefit for Life or the Guarantor Withdrawal Benefit riders, if selected, will continue. Continuance of the Benefit Protector is optional. (See “Optional Benefits.”)

•	Non-spouse beneficiary: If you have not elected an annuity payout plan, and if death occurs prior to the year you would have attained age 70 1/2, the beneficiary may elect to receive payouts from the contract over a five year period. If your beneficiary does not elect a five year payout or if your death occurs after attaining age 70 1/2, we will pay the beneficiary in a single sum unless the beneficiary elects to receive payouts under any payout plan available under this contract if:

•	the beneficiary asks us in writing within 60 days after the day on which all documents have been received that prove your death has occurred; and

•	payouts begin no later than one year following the year of your death; and

•	the payout period does not extend beyond the beneficiary’s life or life expectancy.

If a beneficiary elects an alternative payment plan which is an inherited IRA, all optional death benefits and living benefits will terminate. In the event of your beneficiary’s death, their beneficiary can elect to take a lump sum payment or to continue the alternative payment plan following the schedule of minimum withdrawals established based on the life expectancy of your beneficiary.

•	Annuity payout plan: If you elect an annuity payout plan which guarantees payouts to a beneficiary after your death, the payouts to your beneficiary will continue pursuant to the annuity payout plan you elect.

Optional Benefits

The assets held in our general account support the guarantees under your contract, including optional death benefits and optional living benefits. To the extent that we are required to pay you amounts in addition to your contract value under these benefits, such amounts will come from our general account assets. You should be aware that our general account is exposed to the risks normally associated with a portfolio of fixed-income securities, including interest rate, option, liquidity and credit risk. You should also be aware that we issue other types of insurance and financial products as well, and we also pay our

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obligations under these products from assets in our general account. Our general account is not segregated or insulated from the claims of our creditors. The financial statements contained in the SAI include a further discussion of the risks inherent within the investments of the general account.

OPTIONAL LIVING BENEFITS(1)

ACCUMULATION PROTECTOR BENEFIT RIDER
The Accumulation Protector Benefit rider is an optional benefit that you may select for an additional charge. The Accumulation Protector Benefit rider may provide a guaranteed contract value at the end of the specified waiting period on the benefit date, but not until then, under the following circumstances:

On the benefit date, if:	Then your Accumulation Protector Benefit rider benefit is:
The Minimum Contract Accumulation Value (defined below) as determined under the Accumulation Protector Benefit rider is greater than your contract value,	The contract value is increased on the benefit date to equal the Minimum Contract Accumulation Value as determined under the Accumulation Protector Benefit rider on the benefit date.
The contract value is equal to or greater than the Minimum Contract Accumulation Value as determined under the Accumulation Protector Benefit rider,	Zero; in this case, the Accumulation Protector Benefit rider ends without value and no benefit is payable.

If the contract value falls to zero as the result of adverse market performance or the deduction of fees and/or charges at any time during the waiting period and before the benefit date, the contract and all riders, including the Accumulation Protector Benefit rider will terminate without value and no benefits will be paid. Exception: If you are still living on the benefit date, we will pay you an amount equal to the Minimum Contract Accumulation Value as determined under the Accumulation Protector Benefit rider on the valuation date your contract value reached zero.

If this rider is available in your state, you may elect the Accumulation Protector Benefit at the time you purchase your contract and the rider effective date will be the contract issue date. The Accumulation Protector Benefit rider may not be terminated once you have elected it, except as described in the “Terminating the Rider” section below. An additional charge for the Accumulation Protector Benefit rider will be assessed annually during the waiting period. The rider ends when the waiting period expires and no further benefit will be payable and no further fees for the rider will be deducted. After the waiting period, you have the following options:

•	Continue your contract;

•	Take partial withdrawals or make a full withdrawal; or

•	Annuitize your contract.

The Accumulation Protector Benefit rider may not be purchased with the optional SecureSource, the Guarantor Withdrawal Benefit for Life rider or the Guarantor Withdrawal Benefit riders.

The Accumulation Protector Benefit rider may not be available in all states.

You should consider whether an Accumulation Protector Benefit rider is appropriate for you because:

•	you must participate in the PN program and you must be invested in one of the available investment options. This requirement limits your choice of investments. This means you will not be able to allocate contract value to all of the subaccounts, one-year fixed account (if included) and GPAs that are available under the contract to contract owners who do not elect this rider;

•	you may not make additional purchase payments to your contract during the waiting period after the first 180 days immediately following the effective date of the Accumulation Protector Benefit rider;

•	if you purchase this annuity as a qualified annuity, for example, an IRA, you may need to take partial withdrawals from your contract to satisfy the minimum distribution requirements of the Code (see “Taxes — Qualified Annuities — Required Minimum Distributions”). Partial withdrawals, including those you take to satisfy RMDs, will reduce any potential benefit that the Accumulation Protector Benefit rider provides. You should consult your tax advisor if you have any questions about the use of this rider in your tax situation;

•	if you think you may withdraw all of your contract value before you have held your contract with this benefit rider attached for 10 years, or you are considering selecting an annuity payout option within 10 years of the effective date of your contract, you should consider whether this optional benefit is right for you. You must hold the contract a minimum of 10 years from the effective date of the Accumulation Protector Benefit rider, which is the length of the waiting period under

(1) Effective Jan. 26, 2009, optional living benefits were available under Contract Option C. Optional living benefits were not available under Contract Option C for contracts issued between May 1, 2007 and Jan. 25, 2009.

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the Accumulation Protector Benefit rider, in order to receive the benefit, if any, provided by the Accumulation Protector Benefit rider. In some cases, as described below, you may need to hold the contract longer than 10 years in order to qualify for any benefit the Accumulation Protector Benefit rider may provide;

•	the 10 year waiting period under the Accumulation Protector Benefit rider will restart if you exercise the elective step up Option (described below) or your surviving spouse exercises the spousal continuation elective step up (described below); and

•	the 10 year waiting period under the Accumulation Protector Benefit rider may be restarted if you elect to change your PN program model portfolio or investment option to one that causes the Accumulation Protector Benefit rider charge to increase (see “Charges”).

Be sure to discuss with your investment professional whether a Accumulation Protector Benefit rider is appropriate for your situation.

Here are some general terms that are used to describe the operation of the Accumulation Protector Benefit:

Benefit Date: This is the first valuation date immediately following the expiration of the waiting period.

Minimum Contract Accumulation Value (MCAV): An amount calculated under the Accumulation Protector Benefit rider. The contract value will be increased to equal the MCAV on the benefit date if the contract value on the benefit date is less than the MCAV on the benefit date.

Adjustments for Partial Withdrawals: The adjustment made for each partial withdrawal from the contract is equal to the amount derived from multiplying (a) and (b) where:

(a)	is 1 minus the ratio of the contract value on the date of (but immediately after) the partial withdrawal to the contract value on the date of (but immediately prior to) the partial withdrawal; and

(b)	is the MCAV on the date of (but immediately prior to) the partial withdrawal.

Waiting Period: The waiting period for the rider is 10 years.

We reserve the right to restart the waiting period on the latest contract anniversary if you change your PN program investment option (or change from a PN program model portfolio to a fund of funds) after we have exercised our rights to increase the rider charge for new contract owners, or if you change your asset allocation investment option after we have exercised our rights to charge a separate charge for each model.

Your initial MCAV is equal to your initial purchase payment. It is increased by the amount of any subsequent purchase payments received within the first 180 days that the rider is effective. It is reduced by adjustments for any partial withdrawals made during the waiting period.

Automatic Step Up
On each contract anniversary after the effective date of the rider, the MCAV will be set to the greater of:

1. 80% of the contract value on the contract anniversary; or

2. the MCAV immediately prior to the automatic step up.

The automatic step up does not create contract value, guarantee the performance of any investment option, or provide a benefit that can be withdrawn or paid upon death. Rather, the automatic step up is an interim calculation used to arrive at the final MCAV, which is used to determine whether a benefit will be paid under the rider on the benefit date.

The automatic step up of the MCAV does not restart the waiting period or increase the charge (although the total fee for the rider may increase).

Elective Step Up Option
Within thirty days following each contract anniversary after the rider effective date, but prior to the benefit date, you may notify us in writing that you wish to exercise the annual elective step up option. You may exercise this elective step up option only once per contract year during this 30 day period. If your contract value on the valuation date we receive your written request to step up is greater than the MCAV on that date, your MCAV will increase to 100% of that contract value.

We may increase the fee for your rider (see “Charges — Accumulation Protector Benefit Rider Charge”). The revised fee would apply to your rider if you exercise the annual elective step up, your MCAV is increased as a result, and the revised fee is higher than your annual rider fee before the elective step up. Elective step ups will also result in a restart of the waiting period as of the most recent contract anniversary.

The elective step up does not create contract value, guarantee the performance of any investment option, or provide a benefit that can be withdrawn or paid upon death. Rather, the elective step up is an interim calculation used to arrive at the final MCAV, which is used to determine whether a benefit will be paid under the rider on the benefit date.

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The elective step up option is not available to non-spouse beneficiaries that continue the contract during the waiting period.

Spousal Continuation
If a spouse chooses to continue the contract under the spousal continuation provision, the rider will continue as part of the contract. Once, within the thirty days following the date of spousal continuation, the spouse may choose to exercise an elective step up. The spousal continuation elective step up is in addition to the annual elective step up. If the contract value on the valuation date we receive the written request to exercise this option is greater than the MCAV on that date, we will increase the MCAV to that contract value. If the MCAV is increased as a result of the elective step up and we have increased the charge for the Accumulation Protector Benefit rider, the spouse will pay the charge that is in effect on the valuation date we receive their written request to step up. In addition, the waiting period will restart as of the most recent contract anniversary.

Terminating the Rider
The rider will terminate under the following conditions:

The rider will terminate before the benefit date without paying a benefit on the date:

•	you take a full withdrawal; or

•	annuitization begins; or

•	the contract terminates as a result of the death benefit being paid.

The rider will terminate on the benefit date.

For an example, see Appendix D.

SECURESOURCE RIDERS
There are two optional SecureSource riders available under your contract:

•	SecureSource – Single Life; or

•	SecureSource – Joint Life.

The information in this section applies to both SecureSource riders, unless otherwise noted.

The SecureSource – Single Life rider covers one person. The SecureSource – Joint Life Rider covers two spouses jointly who are named at contract issue. You may elect only the SecureSource – Single Life rider or the SecureSource – Joint Life rider, not both, and you may not switch riders later. You must elect the rider when you purchase your contract. The rider effective date will be the contract issue date.

The SecureSource rider is an optional benefit that you may select for an additional annual charge if:

•	your contract application was signed on or after May 1, 2007; and

•	Single Life: you and the annuitant are 80 or younger on the date the contract is issued; or

•	Joint Life: you and your spouse are 80 or younger on the date the contract is issued.

The SecureSource rider is not available under an inherited qualified annuity.

The SecureSource rider guarantees (unless the rider is terminated. See “Rider Termination” heading below.) that regardless of the investment performance of your contract you will be able to withdraw up to a certain amount each year from the contract before the annuity payouts begin until:

•	Single Life: you have recovered at minimum all of your purchase payments or, if later, until death (see “At Death” heading below) — even if the contract value is zero.

•	Joint Life: you have recovered at minimum all of your purchase payments or, if later, until the death of the last surviving covered spouse (see “Joint Life only: Covered Spouses” and “At Death” headings below), even if the contract value is zero.

The SecureSource rider may be appropriate for you if you intend to make periodic withdrawals from your annuity contract and wish to ensure that market performance will not adversely affect your ability to withdraw your principal over time.

Under the terms of the SecureSource rider, the calculation of the amount which can be withdrawn in each contract year varies depending on several factors, including but not limited to the waiting period (see “Waiting period” heading below) and whether or not the lifetime withdrawal benefit has become effective:

(1)	The basic withdrawal benefit gives you the right to take limited withdrawals in each contract year and guarantees that over time the withdrawals will total an amount equal to, at minimum, your purchase payments (unless the rider is terminated. See “Rider Termination” heading below). Key terms associated with the basic withdrawal benefit are “Guaranteed Benefit Payment (GBP)”, “Remaining Benefit Payment (RBP)”, “Guaranteed Benefit Amount (GBA)” and “Remaining Benefit Amount (RBA).” See these headings below for more information.

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(2)	The lifetime withdrawal benefit gives you the right, under certain limited circumstances defined in the rider, to take limited withdrawals until the later of:

•	Single Life: death (see “At Death” heading below) or until the RBA (under the basic withdrawal benefit) is reduced to zero (unless the rider is terminated. See “Rider Termination” heading below);

•	Joint Life: death of the last surviving covered spouse (see “At Death” heading below) or until the RBA (under the basic withdrawal benefit) is reduced to zero (unless the rider is terminated. See “Rider Termination” heading below).

Key terms associated with the lifetime withdrawal benefit are “Annual Lifetime Payment (ALP)”, “Remaining Annual Lifetime Payment (RALP)”, “Single Life only: Covered Person”, “Joint Life only: Covered Spouses” and “Annual Lifetime Payment Attained Age (ALPAA).” See these headings below for more information.

Only the basic withdrawal benefit will be in effect prior to the date that the lifetime withdrawal benefit becomes effective. The lifetime withdrawal benefit becomes effective automatically on the rider anniversary date after the:

•	Single Life: covered person reaches age 65, or the rider effective date if the covered person is age 65 or older on the rider effective date (see “Annual Lifetime Payment Attained Age (ALPAA)” heading below);

•	Joint Life: younger covered spouse reaches age 65, or the rider effective date if the younger covered spouse is age 65 or older on the rider effective date (see “Annual Lifetime Payment Attained Age (ALPAA)” and “Annual Lifetime Payments (ALP)” headings below).

Provided annuity payouts have not begun, the SecureSource rider guarantees that you may take the following withdrawal amounts each contract year:

•	Before the establishment of the ALP, the rider guarantees that each year you have the option to cumulatively withdraw an amount equal to the value of the RBP at the beginning of the contract year;

•	After the establishment of the ALP, the rider guarantees that each year you have the option to cumulatively withdraw an amount equal to the value of the RALP or the RBP at the beginning of the contract year, but the rider does not guarantee withdrawal of the sum of both the RALP and the RBP in a contract year.

If you withdraw less than the allowed withdrawal amount in a contract year, the unused portion cannot be carried over to the next contract year. As long as your withdrawals in each contract year do not exceed the annual withdrawal amount allowed under the rider:

•	Single Life: and there has not been a contract ownership change or spousal continuation of the contract, the guaranteed amounts available for withdrawal will not decrease;

•	Joint Life: the guaranteed amounts available for withdrawal will not decrease.

If you withdraw more than the allowed withdrawal amount in a contract year, we call this an “excess withdrawal” under the rider. Excess withdrawals trigger an adjustment of a benefit’s guaranteed amount, which may cause it to be reduced (see “GBA Excess Withdrawal Processing,” “RBA Excess Withdrawal Processing,” and “ALP Excess Withdrawal Processing” headings below).

Please note that basic withdrawal benefit and lifetime withdrawal benefit each has its own definition of the allowed annual withdrawal amount. Therefore a withdrawal may be considered an excess withdrawal for purposes of the lifetime withdrawal benefit only, the basic withdrawal benefit only, or both.

If your withdrawals exceed the greater of the RBP or the RALP, withdrawal charges under the terms of the contract may apply (see “Charges — Withdrawal Charges”). The amount we actually deduct from your contract value will be the amount you request plus any applicable withdrawal charge. Market value adjustments, if applicable, will also be made (see “Guarantee Period Accounts (GPAs) — Market Value Adjustment”). We pay you the amount you request. Any withdrawals you take under the contract will reduce the value of the death benefits (see “Benefits in Case of Death”). Upon full withdrawal of the contract, you will receive the remaining contract value less any applicable charges (see “Making the Most of Your Contract — Withdrawals”).

The rider’s guaranteed amounts can be increased at the specified intervals if your contract value has increased. An annual step up feature is available at each contract anniversary, subject to certain conditions, and may be applied automatically to your contract or may require you to elect the step up (see “Annual Step Up” heading below). If you exercise the annual step up election, the spousal continuation step up election (see “Spousal Continuation Step Up” heading below) or change your Portfolio Navigator model portfolio, the rider charge may change (see “Charges”).

If you take withdrawals during the waiting period, any prior steps ups applied will be reversed and step ups will not be available until the end of the waiting period. You may take withdrawals after the waiting period without reversal of prior step ups.

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You should consider whether a SecureSource rider is appropriate for you because:

•	Lifetime Withdrawal Benefit Limitations: The lifetime withdrawal benefit is subject to certain limitations, including but not limited to:

(a)	Single Life: Once the contract value equals zero, payments are made for as long as the oldest owner or annuitant is living (see “If Contract Value Reduces to Zero” heading below). However, if the contract value is greater than zero, the lifetime withdrawal benefit terminates at the first death of any owner or annuitant except as otherwise provided below (see “At Death” heading below). Therefore, if there are multiple contract owners or the annuitant is not an owner, the rider may terminate or the lifetime withdrawal benefit may be reduced. This possibility may present itself when:

(i)	There are multiple contract owners — when one of the contract owners dies the benefit terminates even though other contract owners are still living (except if the contract is continued under the spousal continuation provision of the contact); or

(ii)	The owner and the annuitant are not the same persons — if the annuitant dies before the owner, the benefit terminates even though the owner is still living. This could happen, for example, when the owner is younger than the annuitant. This risk increases as the age difference between owner and annuitant increases.

Joint Life: Once the contract value equals zero, payments are made for as long as either covered spouse is living (see “If Contract Value Reduces to Zero” heading below). However, if the contract value is greater than zero, the lifetime withdrawal benefit terminates at the death of the last surviving covered spouse (see “At Death” heading below).

(b)	Excess withdrawals can reduce the ALP to zero even though the GBA, RBA, GBP and/or RBP values are greater than zero. If the both the ALP and the contract value are zero, the lifetime withdrawal benefit will terminate.

(c)	When the lifetime withdrawal benefit is first established, the initial ALP is based on

(i)	Single Life: the basic withdrawal benefit’s RBA at that time (see “Annual Lifetime Payment (ALP)” heading below), unless there has been a spousal continuation or ownership change; or

(ii)	Joint Life: the basic withdrawal benefit’s RBA at that time (see “Annual Lifetime Payment (ALP)” heading below).

Any withdrawal you take before the ALP is established reduces the RBA and therefore may result in a lower amount of lifetime withdrawals you are allowed to take.

(d)	Withdrawals can reduce both the contract value and the RBA to zero prior to the establishment of the ALP. If this happens, the contract and the rider will terminate.

•	Use of Portfolio Navigator Program Required: You must be invested in one of the available PN program investment options of the PN program. This requirement limits your choice of investments. This means you will not be able to allocate contract value to all of the subaccounts, GPAs or the one-year fixed account that are available under the contract to contract owners who do not elect the rider. (See “Making the Most of Your Contract — Portfolio Navigator Program.”) You may allocate purchase payments to the DCA fixed account, when available, and we will make monthly transfers into the investment option you have chosen. You may make two elective investment option changes per contract year; we reserve the right to limit elective investment option changes if required to comply with the written instructions of a fund (see “Market Timing”).

You can allocate your contract value to any available investment option during the following times: (1) prior to your first withdrawal and (2) following a benefit reset as described below but prior to any subsequent withdrawal. During these accumulation phases, you may request to change your model portfolio or investment option to any available investment option.

Immediately following a withdrawal your contract value will be reallocated to the target investment option as shown in your contract if your current investment option is more aggressive than the target investment option. If you are in a static model portfolio, this reallocation will be made to the applicable fund of funds investment option. This automatic reallocation is not included in the total number of allowed investment option changes per contract year and will not cause your rider fee to increase.

The target investment option is currently the Moderate investment option. We reserve the right to change the target investment option to an investment option that is more aggressive than the current target investment option after 30 days written notice.

After you have taken a withdrawal and prior to any benefit reset as described below, you are in a withdrawal phase. During withdrawal phases you may request to change your model portfolio or investment option to the target investment option or any model portfolio or investment option that is more conservative than the target investment option without a benefit reset

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as described below. If you are in a withdrawal phase and you choose to allocate your contract value to an investment option that is more aggressive than the target investment option, your rider benefit will be reset as follows:

(a)	the total GBA will be reset to the lesser of its current value or the contract value; and

(b)	the total RBA will be reset to the lesser of its current value or the contract value; and

(c)	the ALP, if established, will be reset to the lesser of its current value or 6% of the contract value; and

(d)	the GBP will be recalculated as described below, based on the reset GBA and RBA; and

(e)	the RBP will be recalculated as the reset GBP less all prior withdrawals made during the current contract year, but not be less than zero; and

(f)	the RALP will be recalculated as the reset ALP less all prior withdrawals made during the current contract year, but not be less than zero.

You may request to change your investment option (or change from the model portfolio to an investment option) by written request on an authorized form or by another method agreed to by us.

•	Limitations on Purchase of Other Riders under your Contract: You may elect only the SecureSource – Single Life rider or the SecureSource – Joint Life rider. If you elect the SecureSource rider, you may not elect the Accumulation Protector Benefit rider.

•	Non-Cancelable: Once elected, the SecureSource rider may not be cancelled (except as provided under “Rider Termination” heading below) and the fee will continue to be deducted until the contract or rider is terminated or the contract value reduces to zero (described below). Dissolution of marriage does not terminate the SecureSource – Joint Life rider and will not reduce the fee we charge for this rider. The benefit under the SecureSource – Joint Life rider continues for the covered spouse who is the owner of the contract (or annuitant in the case of nonnatural ownership). The rider will terminate at the death of the contract owner (or annuitant in the case of nonnatural ownership) because the original spouse will be unable to elect the spousal continuation provision of the contract (see “Joint Life only: Covered Spouses” below).

•	Joint Life: Limitations on Contract Owners, Annuitants and Beneficiaries: Since the joint life benefit will terminate unless the surviving covered spouse continues the contract under the spousal continuation provision of the contract upon the owner’s death, only ownership arrangements that permit such continuation are allowed at rider issue. In general, the covered spouses should be joint owners, or one covered spouse should be the owner and the other covered spouse should be named as the sole primary beneficiary. For non-natural ownership arrangements that allow for spousal continuation one covered spouse should be the annuitant and the other covered spouse should be the sole primary beneficiary. For revocable trust ownerships, the grantor of the trust must be the annuitant and the beneficiary must either be the annuitant’s spouse or a trust that names the annuitant’s spouse as the sole primary beneficiary. You are responsible for establishing ownership arrangements that will allow for spousal continuation.

If you select the SecureSource – Joint Life rider, please consider carefully whether or not you wish to change the beneficiary of your annuity contract. The rider will terminate if the surviving covered spouse can not utilize the spousal continuation provision of the contract when the death benefit is payable.

•	Limitations on Purchase Payments: We reserve the right to limit the cumulative amount of purchase payments, subject to state restrictions. For current purchase payment restrictions, please see “Buying Your Contract — Purchase Payments”.

•	Interaction with Total Free Amount (TFA) contract provision: The TFA is the amount you are allowed to withdraw from the contract in each contract year without incurring a withdrawal charge (see “Charges — Withdrawal Charge”). The TFA may be greater than the RBP or RALP under this rider. Any amount you withdraw under the contract’s TFA provision that exceeds the RBP or RALP is subject to the excess withdrawal processing described below for the GBA, RBA and ALP.

You should consult your tax advisor before you select this optional rider if you have any questions about the use of the rider in your tax situation because:

•	Tax Considerations for Nonqualified Annuities: Under current federal income tax law, withdrawals under nonqualified annuities, including withdrawals taken from the contract under the terms of the rider, are treated less favorably than amounts received as annuity payments under the contract (see “Taxes — Nonqualified Annuities”). Withdrawals are taxable income to the extent of earnings. Withdrawals of earnings before age 59 1/2 may also incur a 10% IRS early withdrawal penalty. You should consult your tax advisor before you select this optional rider if you have any questions about the use of the rider in your tax situation.

•	Tax Considerations for Qualified Annuities: Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract (see “Taxes — Qualified Annuities — Required Minimum Distributions”). If you have a qualified annuity, you may need to take an RMD that exceeds the guaranteed amount of withdrawal available under the rider and such withdrawals may reduce future benefits guaranteed under the rider. While the rider permits certain excess withdrawals to be made for the purpose of satisfying RMD requirements for your contract alone

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without reducing future benefits guaranteed under the rider, there can be no guarantee that changes in the federal income tax law after the effective date of the rider will not require a larger RMD to be taken, in which case, future guaranteed withdrawals under the rider could be reduced. See Appendix F for additional information.

•	Treatment of Civil Unions and Domestic Partners: The Federal Defense of Marriage Act (“DOMA”) does not recognize same-sex marriages or civil unions, even if permitted under applicable state law. As a result, a beneficiary of a deceased owner who was treated as married to the owner under state law and for purposes of this rider, but whose marriage is not recognized under DOMA, will be required to take distributions from the contract in the manner applicable to non-spouse beneficiaries. In some circumstances, these required distributions could substantially reduce or eliminate the value of the rider. See “Taxes — Other — Spousal status.”

•	Limitations on TSAs: Your right to take withdrawals is restricted if your contract is a TSA (see “TSA — Special Provisions”).

Key terms and provisions of the SecureSource rider are described below:
Withdrawal: The amount by which your contract value is reduced as a result of any withdrawal request. It may differ from the amount of your request due to any withdrawal charge and any market value adjustment.

Waiting period: Any period of time starting on the rider effective date during which the annual step up is not available if you take withdrawals. Currently, there is no waiting period. For contracts purchased prior to June 1, 2008, the waiting period is three years.

Guaranteed Benefit Amount (GBA): The total cumulative withdrawals guaranteed by the rider under the basic withdrawal benefit. The maximum GBA is $5,000,000. The GBA cannot be withdrawn and is not payable as a death benefit. It is an interim value used to calculate the amount available for withdrawals each year under the basic withdrawal benefit (see “Guaranteed Benefit Payment” below). At any time, the total GBA is the sum of the individual GBAs associated with each purchase payment.

The GBA is determined at the following times, calculated as described:

•	At contract issue — the GBA is equal to the initial purchase payment.

•	When you make additional purchase payments — each additional purchase payment has its own GBA equal to the amount of the purchase payment.

•	At step up — (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

•	When an individual RBA is reduced to zero — the GBA that is associated with that RBA will also be set to zero.

•	When you make a withdrawal during the waiting period and after a step up — Any prior annual step ups will be reversed. Step up reversal means that the GBA associated with each purchase payment will be reset to the amount of that purchase payment. The step up reversal will only happen once during the waiting period, when the first withdrawal is made.

•	When you make a withdrawal at any time and the amount withdrawn is:

(a)	less than or equal to the total RBP — the GBA remains unchanged. If there have been multiple purchase payments, both the total GBA and each payment’s GBA remain unchanged.

(b)	is greater than the total RBP — GBA excess withdrawal processing will be applied to the GBA. If the withdrawal is made during the waiting period, the excess withdrawal processing is applied AFTER any previously applied annual step ups have been reversed.

GBA EXCESS WITHDRAWAL PROCESSING
The total GBA will automatically be reset to the lesser of (a) the total GBA immediately prior to the withdrawal; or (b) the contract value immediately following the withdrawal. If there have been multiple purchase payments, each payment’s GBA after the withdrawal will be reset to equal that payment’s RBA after the withdrawal plus (a) times (b), where:

(a)	is the ratio of the total GBA after the withdrawal less the total RBA after the withdrawal to the total GBA before the withdrawal less the total RBA after the withdrawal; and

(b)	is each payment’s GBA before the withdrawal less that payment’s RBA after the withdrawal.

Remaining Benefit Amount (RBA): Each withdrawal you make reduces the amount that is guaranteed by the rider as future withdrawals. At any point in time, the RBA equals the amount of GBA that remains available for withdrawals for the remainder of the contract’s life, and total RBA is the sum of the individual RBAs associated with each purchase payment. The maximum RBA is $5,000,000.

The RBA is determined at the following times, calculated as described:

•	At contract issue — the RBA is equal to the initial purchase payment.

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•	When you make additional purchase payments — each additional purchase payment has its own RBA initially set equal to that payment’s GBA (the amount of the purchase payment).

•	At step up — (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

•	When you make a withdrawal during the waiting period and after a step up — Any prior annual step ups will be reversed. Step up reversal means that the RBA associated with each purchase payment will be reset to the amount of that purchase payment. The step up reversal will only happen once during the waiting period, when the first withdrawal is made.

•	When you make a withdrawal at any time and the amount withdrawn is:

(a)	less than or equal to the total RBP — the total RBA is reduced by the amount of the withdrawal. If there have been multiple purchase payments, each payment’s RBA is reduced in proportion to its RBP.

(b)	is greater than the total RBP — RBA excess withdrawal processing will be applied to the RBA. Please note that if the withdrawal is made during the waiting period, the excess withdrawal processing is applied AFTER any previously applied annual step ups have been reversed.

RBA EXCESS WITHDRAWAL PROCESSING
The total RBA will automatically be reset to the lesser of (a) the contract value immediately following the withdrawal, or (b) the total RBA immediately prior to the withdrawal, less the amount of the withdrawal.

If there have been multiple purchase payments, both the total RBA and each payment’s RBA will be reset. The total RBA will be reset according to the excess withdrawal processing described above. Each payment’s RBA will be reset in the following manner:

1.	The withdrawal amount up to the total RBP is taken out of each RBA bucket in proportion to its individual RBP at the time of the withdrawal; and

2.	The withdrawal amount above the total RBP and any amount determined by the excess withdrawal processing are taken out of each RBA bucket in proportion to its RBA at the time of the withdrawal.

Guaranteed Benefit Payment (GBP): At any time, the amount available for withdrawal in each contract year after the waiting period, until the RBA is reduced to zero, under the basic withdrawal benefit. At any point in time, each purchase payment has its own GBP, which is equal to the lesser of that payment’s RBA or 7% of that payment’s GBA, and the total GBP is the sum of the individual GBPs.

During the waiting period, the guaranteed annual withdrawal amount may be less than the GBP due to the limitations the waiting period imposes on your ability to utilize both annual step-ups and withdrawals (see “Waiting Period” heading above). The guaranteed annual withdrawal amount during the waiting period is equal to the value of the RBP at the beginning of the contract year.

The GBP is determined at the following times, calculated as described:

•	At contract issue — the GBP is established as 7% of the GBA value.

•	At each contract anniversary — each payment’s GBP is reset to the lesser of that payment’s RBA or 7% of that payment’s GBA value.

•	When you make additional purchase payments — each additional purchase payment has its own GBP equal to 7% of the purchase payment amount.

•	At step up — (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

•	When an individual RBA is reduced to zero — the GBP associated with that RBA will also be reset to zero.

•	When you make a withdrawal during the waiting period and after a step up — Any prior annual step ups will be reversed. Step up reversal means that the GBA and the RBA associated with each purchase payment will be reset to the amount of that purchase payment. Each payment’s GBP will be reset to 7% of that purchase payment. The step up reversal will only happen once during the waiting period, when the first withdrawal is made.

•	When you make a withdrawal at any time and the amount withdrawn is:

(a)	less than or equal to the total RBP — the GBP remains unchanged.

(b)	is greater than the total RBP — each payment’s GBP is reset to the lesser of that payment’s RBA or 7% of that payment’s GBA value, based on the RBA and GBA after the withdrawal. If the withdrawal is made during the waiting period, the excess withdrawal processing is applied AFTER any previously applied annual step ups have been reversed.

Remaining Benefit Payment (RBP): The amount available for withdrawal for the remainder of the contract year under the basic withdrawal benefit. At any point in time, the total RBP is the sum of the RBPs for each purchase payment. During the waiting period, when the guaranteed amount may be less than the GBP, the value of the RBP at the beginning of the contract year will be that amount that is actually guaranteed each contract year.

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The RBP is determined at the following times, calculated as described:

•	At the beginning of each contract year during the waiting period and prior to any withdrawal — the RBP for each purchase payment is set equal to that purchase payment multiplied by 7%.

•	At the beginning of any other contract year — the RBP for each purchase payment is set equal to that purchase payment’s GBP.

•	When you make additional purchase payments — each additional purchase payment has its own RBP equal to that payment’s GBP.

•	At step up — (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

•	At spousal continuation — (see “Spousal Option to Continue the Contract” heading below).

•	When an individual RBA is reduced to zero — the RBP associated with that RBA will also be reset to zero.

•	When you make any withdrawal — the total RBP is reset to equal the total RBP immediately prior to the withdrawal less the amount of the withdrawal, but not less than zero. If there have been multiple purchase payments, each payment’s RBP is reduced proportionately. If you withdraw an amount greater than the RBP, GBA excess withdrawal processing and RBA excess withdrawal processing are applied and the amount available for future withdrawals for the remainder of the contract’s life may be reduced by more than the amount of withdrawal. When determining if a withdrawal will result in the excess withdrawal processing, the applicable RBP will not yet reflect the amount of the current withdrawal.

Single Life only: Covered Person: The person whose life is used to determine when the ALP is established, and the duration of the ALP payments (see “Annual Lifetime Payment (ALP)” heading below). The covered person is the oldest contract owner or annuitant. If the owner is a nonnatural person, i.e., a trust or corporation, the covered person is the oldest annuitant. A spousal continuation or a change of contract ownership may reduce the amount of the lifetime withdrawal benefit and may change the covered person.

Joint Life only: Covered Spouses: The contract owner and his or her legally married spouse as defined under federal law, as named on the application for as long as the marriage is valid and in effect. If the contract owner is a nonnatural person (e.g., a trust), the covered spouses are the annuitant and the legally married spouse of the annuitant. The covered spouses lives are used to determine when the ALP is established, and the duration of the ALP payments (see “Annual Lifetime Payment (ALP)” heading below). The covered spouses are established on the rider effective date and cannot be changed.

Annual Lifetime Payment Attained Age (ALPAA):

•	Single Life: The covered person’s age after which time the lifetime benefit can be established. Currently, the lifetime benefit can be established on the later of the contract effective date or the contract anniversary date on/following the date the covered person reaches age 65.

•	Joint Life: The age of the younger covered spouse at which time the lifetime benefit is established.

Annual Lifetime Payment (ALP): Once established, the ALP under the lifetime withdrawal benefit is at any time the amount available for withdrawals in each contract year after the waiting period until the later of:

•	Single Life: death; or

•	Joint Life: death of the last surviving covered spouse; or

•	the RBA is reduced to zero.

The maximum ALP is $300,000. Prior to establishment of the ALP, the lifetime withdrawal benefit is not in effect and the ALP is zero.

During the waiting period, the guaranteed annual lifetime withdrawal amount may be less than the ALP due to the limitations the waiting period imposes on your ability to utilize both annual step-ups and withdrawals (see “Waiting Period” heading above). The guaranteed annual lifetime withdrawal amount during the waiting period is equal to the value of the RALP at the beginning of the contract year.

The ALP is determined at the following times:

•	Single Life: The later of the contract effective date or the contract anniversary date on/following the date the covered person reaches age 65 — the ALP is established as 6% of the total RBA.

•	Joint Life: The ALP is established as 6% of the total RBA on the earliest of the following dates:

(a)	the rider effective date if the younger covered spouse has already reached age 65.

(b)	the rider anniversary on/following the date the younger covered spouse reaches age 65.

(c)	upon the first death of a covered spouse, then

(1)	the date we receive written request when the death benefit is not payable and the surviving covered spouse has already reached age 65; or

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(2)	the date spousal continuation is effective when the death benefit is payable and the surviving covered spouse has already reached age 65; or

(3)	the rider anniversary on/following the date the surviving covered spouse reaches age 65.

(d)	Following dissolution of marriage of the covered spouses,

(1)	the date we receive written request if the remaining covered spouse who is the owner (or annuitant in the case of nonnatural ownership) has already reached age 65; or

(2)	the rider anniversary on/following the date the remaining covered spouse who is the owner (or annuitant in the case of nonnatural ownership) reaches age 65.

•	When you make additional purchase payments — each additional purchase payment increases the ALP by 6% of the amount of the purchase payment.

•	At step ups — (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

•	Single Life: At spousal continuation or contract ownership change — (see “Spousal Option to Continue the Contract” and “Contract Ownership Change” headings below).

•	When you make a withdrawal during the waiting period and after a step up — Any prior annual step ups will be reversed. Step up reversal means that the ALP will be reset to equal total purchase payments multiplied by 6%. The step up reversal will only happen once during the waiting period, when the first withdrawal is made.

•	When you make a withdrawal at any time and the amount withdrawn is:

(a)	less than or equal to the RALP — the ALP remains unchanged.

(b)	is greater than the RALP — ALP excess withdrawal processing will be applied to the ALP. If the withdrawal is made during the waiting period, the excess withdrawal processing is applied AFTER any previously applied annual step ups have been reversed.

20% Rider Credit (for contracts with applications signed on or after June 1, 2008)
If you do not make a withdrawal during the first three rider years, then a 20% rider credit may increase your ALP. This credit is 20% of purchase payments received in the first 180 days that the rider is in effect and is used to establish the enhanced lifetime base. The enhanced lifetime base is an amount that may be used to increase the ALP. The 20% rider credit does not increase the basic withdrawal benefit or the contract value. Because step ups may increase your ALP, they may reduce or eliminate any benefit of the 20% rider credit.

Enhanced Lifetime Base (for contracts with applications signed on or after June 1, 2008)
The enhanced lifetime base will be established initially on the third rider anniversary. If you do not make a withdrawal during the first three rider years, then the enhanced lifetime base will be the sum of all purchase payments received during the first three rider years and the 20% rider credit. If you make a withdrawal during the first three rider years, then the 20% rider credit does not apply and the enhanced lifetime base will be established as zero and will always be zero.

The maximum enhanced lifetime base at any time is $5,000,000.

If the enhanced lifetime base is greater than zero, then it will:

•	increase by the amount of any purchase payments received on or after the third rider anniversary.

•	be reduced by any withdrawal in the same proportion as the withdrawal reduces the RBA and, if the withdrawal exceeds the RBP, it will then be set to the lesser of this reduced value and the contract value immediately following the withdrawal.

•	be set to the lesser of its current value and the contract value, if you choose an asset allocation model that is more aggressive than the target model while you are in the withdrawal phase.

If any of the following events occur, then the enhanced lifetime base will be established as or reset to zero and will always be zero:

•	The total RBA is reduced to zero.

•	You selected the Single Life rider, and there is a change in the covered person, including changes due to spousal continuations and ownership changes.

The enhanced lifetime base is an amount that may be used to increase the ALP and cannot be withdrawn or annuitized.

Increase in ALP because of the Enhanced Lifetime Base (for contracts with applications signed on or after June 1, 2008)
As of the later of the third rider anniversary and the date the initial ALP is established, the ALP will be increased to equal the enhanced lifetime base multiplied by 6%, if this amount is greater than the current ALP. Thereafter, the enhanced lifetime base will always be zero.

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ALP EXCESS WITHDRAWAL PROCESSING
The ALP is reset to the lesser of the ALP immediately prior to the withdrawal, or 6% of the contract value immediately following the withdrawal.

Remaining Annual Lifetime Payment (RALP): The amount available for withdrawal for the remainder of the contract year under the lifetime withdrawal benefit. During the waiting period, when the guaranteed annual withdrawal amount may be less than the ALP, the value of the RALP at the beginning of the contract year will be the amount that is actually guaranteed each contract year. Prior to establishment of the ALP, the lifetime withdrawal benefit is not in effect and the RALP is zero.

The RALP is determined at the following times:

•	The RALP is established at the same time as the ALP, and:

(a)	During the waiting period and prior to any withdrawals — the RALP is established equal to 6% of purchase payments.

(b)	At any other time — the RALP is established equal to the ALP less all prior withdrawals made in the contract year but not less than zero.

•	At the beginning of each contract year during the waiting period and prior to any withdrawals — the RALP is set equal to the total purchase payments, multiplied by 6%.

•	At the beginning of any other contract year — the RALP is set equal to ALP.

•	When you make additional purchase payments — each additional purchase payment increases the RALP by 6% of the purchase payment amount.

•	At step ups — (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

•	When you make any withdrawal — the RALP equals the RALP immediately prior to the withdrawal less the amount of the withdrawal but not less than zero. If you withdraw an amount greater than the RALP, ALP excess withdrawal processing is applied and may reduce the amount available for future withdrawals. When determining if a withdrawal will result in excess withdrawal processing, the applicable RALP will not yet reflect the amount of the current withdrawal.

Required Minimum Distributions (RMD): If you are taking RMDs from your contract and your RMD calculated separately for your contract is greater than the RBP or the RALP on the most recent contract anniversary, the portion of your RMD that exceeds the RBP or RALP on the most recent rider anniversary will not be subject to excess withdrawal processing provided that the following conditions are met:

•	The RMD is for your contract alone;

•	The RMD is based on your recalculated life expectancy taken from the Uniform Lifetime Table under the Code; and

•	The RMD amount is otherwise based on the requirements of section 401(a)(9), related Code provisions and regulations thereunder that were in effect on the effective date of the rider.

RMD rules follow the calendar year which most likely does not coincide with your contract year and therefore may limit when you can take your RMD and not be subject to excess withdrawal processing.

Withdrawal amounts greater than the RBP or RALP on the contract anniversary date that do not meet these conditions will result in excess withdrawal processing as described above. See Appendix F for additional information.

Step Up Date: The date any step up becomes effective, and depends on the type of step up being applied (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

Annual Step Up: Beginning with the first contract anniversary, an increase of the GBA, RBA, GBP, RBP, ALP and/or RALP values may be available. A step up does not create contract value, guarantee the performance of any investment option, or provide a benefit that can be withdrawn or paid upon death. Rather, a step up determines the current values of the GBA, RBA, GBP, RBP, ALP and RALP, and may extend the payment period or increase the allowable payment.

The annual step up may be available as described below, subject to the following rules:

•	The annual step up is effective on the step up date.

•	Only one step up is allowed each contract year.

•	If you take any withdrawals during the waiting period, any previously applied step ups will be reversed and the Annual step up will not be available until the end of the waiting period.

•	On any rider anniversary where the RBA or, if established, the ALP would increase and the application of the step up would not increase the rider charge, the annual step up will be automatically applied to your contract, and the step up date is the contract anniversary date.

•	If the application of the step up would increase the rider charge, the annual step up is not automatically applied. Instead, you have the option to step up for 30 days after the contract anniversary as long as either the contract value is greater than the total RBA or 6% of the contract value is greater than the ALP, if established, on the step-up date. If you exercise the

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elective annual step up option, you will pay the rider charge in effect on the step up date. If you wish to exercise the elective annual step up option, we must receive a request from you or your investment professional. The step up date is the date we receive your request to step up. If your request is received after the close of business, the step up date will be the next valuation day.

•	The ALP and RALP are not eligible for step ups until they are established. Prior to being established, the ALP and RALP values are both zero.

•	Please note it is possible for the ALP to step up even if the RBA or GBA do not step up, and it is also possible for the RBA and GBA to step up even if the ALP does not step up.

The annual step up resets the GBA, RBA, GBP, RBP, ALP and RALP values as follows:

•	The total RBA will be reset to the greater of the total RBA immediately prior to the step up date or the contract value on the step up date.

•	The total GBA will be reset to the greater of the total GBA immediately prior to the step up date or the contract value on the step up date.

•	The total GBP will be reset using the calculation as described above based on the increased GBA and RBA.

•	The total RBP will be reset as follows:

(a)	During the waiting period and prior to any withdrawals, the RBP will not be affected by the step up.

(b)	At any other time, the RBP will be reset to the increased GBP less all prior withdrawals made in the current contract year, but not less than zero.

•	The ALP will be reset to the greater of the ALP immediately prior to the step up date or 6% of the contract value on the step up date.

•	The RALP will be reset as follows:

(a)	During the waiting period and prior to any withdrawals, the RALP will not be affected by the step up.

(b)	At any other time, the RALP will be reset to the increased ALP less all prior withdrawals made in the current contract year, but not less than zero.

Spousal Option to Continue the Contract upon Owner’s Death (Spousal Continuation):
Single Life: If a surviving spouse elects to continue the contract and continues the contract as the new owner under the spousal continuation provision of the contract, the SecureSource – Single Life rider also continues. When the spouse elects to continue the contract, any remaining waiting period is cancelled and any waiting period limitations on withdrawals and step-ups terminate; if the covered person changes due to spousal continuation the GBA, RBA, GBP, RBP, ALP and RALP values are affected as follows:

•	The GBA, RBA and GBP values remain unchanged.

•	The RBP is automatically reset to the GBP less all prior withdrawals made in the current contract year, but not less than zero.

•	If the ALP has not yet been established and the new covered person has not yet reached age 65 as of the date of continuation — the ALP will be established on the contract anniversary following the date the covered person reaches age 65 as the lesser of the RBA or the contract anniversary value, multiplied by 6%. The RALP will be established on the same date equal to the ALP.

•	If the ALP has not yet been established but the new covered person is age 65 or older as of the date of continuation — the ALP will be established on the date of continuation as the lesser of the RBA or the contract value, multiplied by 6%. The RALP will be established on the same date in an amount equal to the ALP less all prior withdrawals made in the current contract year, but not less than zero.

•	If the ALP has been established but the new covered person has not yet reached age 65 as of the date of continuation — the ALP and RALP will be automatically reset to zero for the period of time beginning with the date of continuation and ending with the contract anniversary following the date the covered person reaches age 65. At the end of this time period, the ALP will be reset to the lesser of the RBA or the anniversary contract value, multiplied by 6%, and the RALP will be reset to the ALP.

•	If the ALP has been established and the new covered person is age 65 or older as of the date of continuation — the ALP will be automatically reset to the lesser of the current ALP or 6% of the contract value on the date of continuation. The RALP will be reset to the ALP less all prior withdrawals made in the current contract year, but not less than zero.

Please note that the lifetime withdrawal benefit amount may be reduced as a result of the spousal continuation.

Joint Life: If a surviving spouse is a covered spouse and elects the spousal continuation provision of the contract as the new owner, the SecureSource – Joint Life rider also continues. When the spouse elects to continue the contract, any remaining

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waiting period is cancelled and any waiting period limitations on withdrawals and step-ups terminate. The surviving covered spouse can name a new beneficiary, however, a new covered spouse cannot be added to the rider.

Spousal Continuation Step Up: At the time of spousal continuation, a step-up may be available. All annual step-up rules (see “Annual Step-Up” heading above), other than those that apply to the waiting period, also apply to the spousal continuation step-up. If the spousal continuation step-up is processed automatically, the step-up date is the valuation date spousal continuation is effective. If not, the spouse must elect the step up and must do so within 30 days of the spousal continuation date. If the spouse elects the spousal continuation step up, the step-up date is the valuation date we receive the spouse’s written request to step-up if we receive the request by the close of business on that day, otherwise the next valuation date.

Rules for Withdrawal Provision of Your Contract: Minimum account values following a withdrawal no longer apply to your contract. For withdrawals, the withdrawal will be made from the variable subaccounts, guarantee period accounts (where available), the one-year fixed account (if applicable) and the DCA fixed account in the same proportion as your interest in each bears to the contract value. You cannot specify from which accounts the withdrawal is to be made.

If Contract Value Reduces to Zero: If the contract value reduces to zero and the total RBA remains greater than zero, you will be paid in the following scenarios:

1)	The ALP has not yet been established and the contract value is reduced to zero as a result of fees or charges or a withdrawal that is less than or equal to the RBP. In this scenario, you can choose to:

(a)	receive the remaining schedule of GBPs until the RBA equals zero; or

(b)	Single Life: wait until the rider anniversary following the date the covered person reaches age 65, and then receive the ALP annually until the latter of (i) the death of the covered person, or (ii) the RBA is reduced to zero; or

(c)	Joint Life: wait until the rider anniversary following the date the younger covered spouse reaches age 65, and then receive the ALP annually until the latter of (i) the death of the last surviving covered spouse, or (ii) the RBA is reduced to zero.

We will notify you of this option. If no election is made, the ALP will be paid.

2)	The ALP has been established and the contract value reduces to zero as a result of fees or charges, or a withdrawal that is less than or equal to both the RBP and the RALP. In this scenario, you can choose to receive:

(a)	the remaining schedule of GBPs until the RBA equals zero; or

(b)	Single Life: the ALP annually until the latter of (i) the death of the covered person, or (ii) the RBA is reduced to zero; or

(c)	Joint Life: the ALP annually until the latter of (i) the death of the last surviving covered spouse, or (ii) the RBA is reduced to zero.

We will notify you of this option. If no election is made, the ALP will be paid.

3)	The ALP has been established and the contract value falls to zero as a result of a withdrawal that is greater than the RALP but less than or equal to the RBP. In this scenario, the remaining schedule of GBPs will be paid until the RBA equals zero.

4)	The ALP has been established and the contract value falls to zero as a result of a withdrawal that is greater than the RBP but less than or equal to the RALP. In this scenario, the ALP will be paid annually until the death of the:

•	Single Life: covered person;

•	Joint Life: last surviving covered spouse.

Under any of these scenarios:

•	The annualized amounts will be paid to you in the frequency you elect. You may elect a frequency offered by us at the time payments begin. Available payment frequencies will be no less frequent than annually;

•	We will no longer accept additional purchase payments;

•	You will no longer be charged for the rider;

•	Any attached death benefit riders will terminate; and

•	Single Life: The death benefit becomes the remaining payments, if any, until the RBA is reduced to zero.

•	Joint Life: If the owner had been receiving the ALP, upon the first death the ALP will continue to be paid annually until the later of: 1) the death of the last surviving covered spouse or 2) the RBA is reduced to zero. In all other situations the death benefit becomes the remaining payments, if any, until the RBA is reduced to zero.

The SecureSource rider and the contract will terminate under either of the following two scenarios:

•	If the contract value falls to zero as a result of a withdrawal that is greater than both the RALP and the RBP. This is full withdrawal of the contract value.

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•	If the contract value falls to zero as a result of a withdrawal that is greater than the RALP but less than or equal to the RBP, and the total RBA is reduced to zero.

At Death:
Single Life: If the contract value is greater than zero when the death benefit becomes payable, the beneficiary may: 1) elect to take the death benefit under the terms of the contract, 2) take the fixed payout option available under this rider, or 3) continue the contract under the spousal continuation provision of the contract above.

If the contract value equals zero and the death benefit becomes payable, the following will occur:

•	If the RBA is greater than zero and the owner has been receiving the GBP each year, the GBP will continue to be paid to the beneficiary until the RBA equals zero.

•	If the covered person dies and the RBA is greater than zero and the owner has been receiving the ALP each year, the ALP will continue to be paid to the beneficiary until the RBA equals zero.

•	If the covered person is still alive and the RBA is greater than zero and the owner has been receiving the ALP each year, the ALP will continue to be paid to the beneficiary until the later of the death of the covered person or the RBA equals zero.

•	If the covered person is still alive and the RBA equals zero and the owner has been receiving the ALP each year, the ALP will continue to be paid to the beneficiary until the death of the covered person.

•	If the covered person dies and the RBA equals zero, the benefit terminates. No further payments will be made.

Joint Life: If the death benefit becomes payable at the death of a covered spouse, the surviving covered spouse must utilize the spousal continuation provision of the contract and continue the contract as the new owner to continue the joint benefit. If spousal continuation is not available under the terms of the contract, the rider terminates. The lifetime benefit of this rider ends at the death of the last surviving covered spouse.

If the contract value is greater than zero when the death benefit becomes payable, the beneficiary may: 1) elect to take the death benefit under the terms of the contract, 2) take the fixed payout option available under this rider, or 3) continue the contract under the spousal continuation provision of the contract above.

If the contract value equals zero at the first death of a covered spouse, the ALP will continue to be paid annually until the later of: 1) the death of the last surviving covered spouse or 2) the RBA is reduced to zero.

If the contract value equals zero at the death of the last surviving covered spouse, the following will occur:

•	If the RBA is greater than zero and the owner has been receiving the GBP each year, the GBP will continue to be paid to the beneficiary until the RBA equals zero.

•	If the RBA is greater than zero and the owner has been receiving the ALP each year, the ALP will continue to be paid to the beneficiary until the RBA equals zero.

•	If the RBA equals zero, the benefit terminates. No further payments will be made.

Contract Ownership Change:
Single Life: If the contract changes ownership (see “Changing Ownership”), the GBA, RBA, GBP, RBP values will remain unchanged and the ALP and RALP will be reset as follows. Our current administrative practice is to only reset the ALP and RALP if the covered person changes due to the ownership change.

•	If the ALP has not yet been established and the new covered person has not yet reached age 65 as of the ownership change date — the ALP and the RALP will be established on the contract anniversary following the date the covered person reaches age 65. The ALP will be set equal to the lesser of the RBA or the anniversary contract value, multiplied by 6%. If the anniversary date occurs during the waiting period and prior to a withdrawal, the RALP will be set equal to the lesser of the ALP or total purchase payments multiplied by 6%. If the anniversary date occurs at any other time, the RALP will be set to the ALP.

•	If the ALP has not yet been established but the new covered person is age 65 or older as of the ownership change date — the ALP and the RALP will be established on the ownership change date. The ALP will be set equal to the lesser of the RBA or the contract value, multiplied by 6%. If the ownership change date occurs during the waiting period and prior to a withdrawal, the RALP will be set to the lesser of the ALP or total purchase payments multiplied by 6%. If the ownership change date occurs at any other time, the RALP will be set to the ALP less all prior withdrawals made in the current contract year but not less than zero.

•	If the ALP has been established but the new covered person has not yet reached age 65 as of the ownership change date — the ALP and the RALP will be reset to zero for the period of time beginning with the ownership change date and ending with the contract anniversary following the date the covered person reaches age 65. At the end of this time period, the ALP will be reset to the lesser of the RBA or the anniversary contract value, multiplied by 6%. If the time period ends during the

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waiting period and prior to any withdrawals, the RALP will be reset to equal the lesser of the ALP or total purchase payments multiplied by 6%. If the time period ends at any other time, the RALP will be reset to the ALP.

•	If the ALP has been established and the new covered person is age 65 or older as of the ownership change date — the ALP and the RALP will be reset on the ownership change date. The ALP will be reset to the lesser of the current ALP or 6% of the contract value. If the ownership change date occurs during the waiting period and prior to a withdrawal, the RALP will be reset to the lesser of the ALP or total purchase payments multiplied by 6%. If the ownership change date occurs at any other time, the RALP will be reset to the ALP less all prior withdrawals made in the current contract year but not less than zero.

Please note that the lifetime withdrawal benefit amount may be reduced as a result of the ownership change.

Joint Life: Ownership changes are only allowed between the covered spouses or their revocable trust(s). No other ownership changes are allowed as long as the rider is in force.

Guaranteed Withdrawal Benefit Annuity Option: Several annuity payout plans are available under the contract. As an alternative to these annuity payout plans, a fixed annuity payout option is available under the SecureSource rider.

Under this option the amount payable each year will be equal to the remaining schedule of GBPs, but the total amount paid over the life of the annuity will not exceed the current total RBA at the time you begin this fixed annuity payout option. These annualized amounts will be paid in the frequency that you elect. The frequencies will be among those offered by us at that time but will be no less frequent than annually. If, at the death of the owner, total payouts have been made for less than the RBA, the remaining payouts will be paid to the beneficiary (see “The Annuity Payout Period” and “Taxes”).

This option may not be available if the contract is issued to qualify under section 403 or 408 of the Code, as amended. For such contracts, this option will be available only if the guaranteed payment period is less than the life expectancy of the owner at the time the option becomes effective. Such life expectancy will be computed using a life expectancy table published by the IRS.

This annuity payout option may also be elected by the beneficiary of a contract as a settlement option. Whenever multiple beneficiaries are designated under the contract, each such beneficiary’s share of the proceeds if they elect this option will be in proportion to their applicable designated beneficiary percentage. Beneficiaries of nonqualified contracts may elect this settlement option subject to the distribution requirements of the contract. We reserve the right to adjust the remaining schedule of GBPs if necessary to comply with the Code.

RIDER TERMINATION
The SecureSource rider cannot be terminated either by you or us except as follows:

1.	Single Life: After the death benefit is payable the rider will terminate if your spouse does not use the spousal continuation provision of the contract to continue the contract.

2.	Joint Life: After the death benefit is payable the rider will terminate if:

(a) any one other than a covered spouse continues the contract, or

(b) a covered spouse does not use the spousal continuation provision of the contract to continue the contract.

3.	Annuity payouts under an annuity payout plan will terminate the rider.

4.	Termination of the contract for any reason will terminate the rider.

5.	When a beneficiary elects an alternative payment plan which is an inherited IRA, the rider will terminate.

OPTIONAL LIVING BENEFITS
(For the contract applications signed before May 1, 2007)
If you bought a contract before May 1, 2007 with an optional living benefit, please use the following table to review the disclosure that applies to the optional living benefit rider you purchased. If you are uncertain as to which optional living

RIVERSOURCE ACCESSCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 69

benefit rider you purchased, ask your investment professional, or contact us at the telephone number or address shown on the first page of this prospectus.

If you purchased	and you selected one of the	Disclosure for this benefit may be
a contract(1)...	following optional living benefits...	found in the following Appendix:
Before April 29, 2005	Guarantor Withdrawal Benefit (“Rider B”)	Appendix K
April 29, 2005 – April 30, 2006	Guarantor Withdrawal Benefit (“Rider A”)	Appendix K
May 1, 2006 – April 30, 2007	Guarantor Withdrawal Benefit for Life	Appendix J
Before May 1, 2007	Income Assurer Benefit	Appendix L

(1)	These dates are approximate and will vary by state; your actual contract and any riders are the controlling documents.

OPTIONAL DEATH BENEFITS

BENEFIT PROTECTOR DEATH BENEFIT RIDER (BENEFIT PROTECTOR)
The Benefit Protector is intended to provide an additional benefit to your beneficiary to help offset expenses after your death such as funeral expenses or federal and state taxes. This is an optional benefit that you may select for an additional annual charge (see “Charges”). The Benefit Protector provides reduced benefits if you or the annuitant are age 70 or older at the rider effective. The Benefit Protector does not provide any additional benefit before the first rider anniversary.

If this rider is available in your state and both you and the annuitant are age 75 or younger at contract issue, you may choose to add the Benefit Protector to your contract. You must elect the Benefit Protector at the time you purchase your contract and your rider effective date will be the contract issue date. You may not select this rider if you select the Benefit Protector Plus, the 5% Accumulation Death Benefit or the Enhanced Death Benefit.

Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract (see “Taxes — Qualified Annuities — Required Minimum Distributions”). Since the benefit paid by the rider is determined by the amount of earnings at death, the amount of the benefit paid may be reduced as a result of taking any withdrawals including RMDs. Be sure to discuss with your investment professional and tax advisor whether or not the Benefit Protector is appropriate for your situation.

The Benefit Protector provides that if you or the annuitant die after the first rider anniversary, but before annuity payouts begin, and while this contract is in force, we will pay the beneficiary:

•	the applicable death benefit, plus:

•	40% of your earnings at death if you and the annuitant were under age 70 on the rider effective date, up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old; or

•	15% of your earnings at death if you or the annuitant were age 70 or older on the rider effective date, up to a maximum of 37.5% of purchase payments not previously withdrawn that are one or more years old.

Earnings at death: For purposes of the Benefit Protector and Benefit Protector Plus riders, this is an amount equal to the applicable death benefit minus purchase payments not previously withdrawn. The earnings at death may not be less than zero and may not be more than 250% of the purchase payments not previously withdrawn that are one or more years old.

Terminating the Benefit Protector

•	You may terminate the rider within 30 days of the first rider anniversary.

•	You may terminate the rider within 30 days of any rider anniversary beginning with the seventh rider anniversary.

•	The rider will terminate when you make a full withdrawal from the contract or when annuity payouts begin.

If your spouse is the sole beneficiary and you die before the retirement date, your spouse may keep the contract as owner. Your spouse and the new annuitant will be subject to all the limitations and restrictions of the rider just as if they were purchasing a new contract. If your spouse and the new annuitant do not qualify for the rider on the basis of age we will terminate the rider. If they do qualify for the rider on the basis of age we will set the contract value equal to the death benefit that would otherwise have been paid and we will substitute this new contract value on the date of death for “purchase payments not previously withdrawn” used in calculating earnings at death. Your spouse also has the option of discontinuing the Benefit Protector Death Benefit Rider within 30 days of the date of death.

For an example, see Appendix G.

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BENEFIT PROTECTOR PLUS DEATH BENEFIT RIDER (BENEFIT PROTECTOR PLUS)
The Benefit Protector Plus is intended to provide an additional benefit to your beneficiary to help offset expenses after your death such as funeral expenses or federal and state taxes. This is an optional benefit that you may select for an additional annual charge (see “Charges”). The Benefit Protector Plus provides reduced benefits if you or the annuitant are age 70 or older at the rider effective date. It does not provide any additional benefit before the first rider anniversary and it does not provide any benefit beyond what is offered under the Benefit Protector rider during the second rider year.

If this rider is available in your state and both you and the annuitant are age 75 or younger at contract issue, you may choose to add the Benefit Protector Plus to you contract. You must elect the Benefit Protector Plus at the time you purchase your contract and your rider effective date will be the contract issue date. This rider is only available for transfers, exchanges or rollovers from another annuity or life insurance policy. You may not select this rider if you select the Benefit Protector Rider, 5% Accumulation Death Benefit or the Enhanced Death Benefit.

Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract (see “Taxes — Qualified Annuities — Required Minimum Distributions”). Since the benefit paid by the rider is determined by the amount of earnings at death, the amount of the benefit paid may be reduced as a result of taking any withdrawals including RMDs. Be sure to discuss with your investment professional and tax advisor whether or not the Benefit Protector Plus is appropriate for your situation.

The Benefit Protector Plus provides that if you or the annuitant die after the first rider anniversary, but before annuity payouts begin, and while this contract is in force, we will pay the beneficiary:

•	the benefits payable under the Benefit Protector described above, plus

•	a percentage of purchase payments made within 60 days of contract issue not previously withdrawn as follows:

	Percentage if you and the annuitant are	Percentage if you or the annuitant are
Rider Year	under age 70 on the rider effective date	age 70 or older on the rider effective date

One and Two	0%	0%

Three and Four	10%	3.75%

Five or more	20%	7.5%

Another way to describe the benefits payable under the Benefit Protector Plus rider is as follows:

•	the ROP death benefit (see “Benefits in Case of Death”) plus:

	If you and the annuitant are under	If you or the annuitant are age 70
Rider Year	age 70 on the rider effective date, add . . .	or older on the rider effective date, add . . .

One	Zero	Zero

Two	40% × earnings at death (see above)	15% × earnings at death

Three & Four	40% × (earnings at death + 25% of initial purchase payment*)	15% × (earnings at death + 25% of initial purchase payment*)

Five or more	40% × (earnings at death + 50% of initial purchase payment*)	15% × (earnings at death + 50% of initial purchase payment*)

*	Initial purchase payments are payments made within 60 days of rider issue not previously withdrawn.

Terminating the Benefit Protector Plus

•	You may terminate the rider within 30 days of the first rider anniversary.

•	You may terminate the rider within 30 days of any rider anniversary beginning with the seventh rider anniversary.

•	The rider will terminate when you make a full withdrawal from the contract or when annuity payouts begin.

If your spouse is sole beneficiary and you die before the retirement date, your spouse may keep the contract as owner with the contract value equal to the death benefit that would otherwise have been paid. We will then terminate the Benefit Protector Plus and substitute the applicable death benefit (see “Benefits in Case of Death”).

For an example, see Appendix H.

The Annuity Payout Period

As owner of the contract, you have the right to decide how and to whom annuity payouts will be made starting at the retirement date. You may select one of the annuity payout plans outlined below, or we may mutually agree on other payout arrangements. We do not deduct any withdrawal charges under the payout plans listed below, except under annuity payout Plan E.

RIVERSOURCE ACCESSCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 71

You also decide whether we will make annuity payouts on a fixed or variable basis, or a combination of fixed and variable. The amount available to purchase payouts under the plan you select is the contract value on your retirement date after any rider charges have been deducted, plus any positive or negative MVA (less any applicable premium tax). You may reallocate this contract value to the subaccounts to provide variable annuity payouts. Additionally, we currently allow you to use part of the amount available to purchase payouts, leaving any remaining contract value to accumulate on a tax-deferred basis. If you select a variable annuity payout, we reserve the right to limit the number of subaccounts in which you may invest. The GPAs and the DCA fixed account are not available during this payout period.

Amounts of fixed and variable payouts depend on:

•	the annuity payout plan you select;

•	the annuitant’s age and, in most cases, sex;

•	the annuity table in the contract; and

•	the amounts you allocated to the accounts at settlement.

In addition, for variable annuity payouts only, amounts depend on the investment performance of the subaccounts you select. These payouts will vary from month to month because the performance of the funds will fluctuate. Fixed payouts remain the same from month to month.

For information with respect to transfers between accounts after annuity payouts begin (see “Making the Most of Your Contract — Transfer policies”).

ANNUITY TABLES
The annuity tables in your contract (Table A and Table B) show the amount of the monthly payout for each $1,000 of contract value according to the age and, when applicable, the annuitant’s sex. (Where required by law, we will use a unisex table of settlement rates.)

Table A shows the amount of the first monthly variable annuity payout assuming that the contract value is invested at the beginning of the annuity payout period and earns a 5% rate of return, which is reinvested and helps to support future payouts. If you ask us at least 30 days before the retirement date, we will substitute an annuity table based on an assumed 3.5% investment rate for the 5% Table A in the contract. The assumed investment rate affects both the amount of the first payout and the extent to which subsequent payouts increase or decrease. For example, annuity payouts will increase if the investment return is above the assumed investment rate and payouts will decrease if the return is below the assumed investment rate. Using a 5% assumed interest rate results in a higher initial payout, but later payouts will increase more slowly when annuity unit values rise and decrease more rapidly when they decline.

Table B shows the minimum amount of each fixed annuity payout. We declare current payout rates that we use in determining the actual amount of your fixed annuity payout. The current payout rates will equal or exceed the guaranteed payout rates shown in Table B. We will furnish these rates to you upon request.

ANNUITY PAYOUT PLANS
You may choose an annuity payout plan by giving us written instructions at least 30 days before contract values are used to purchase the payout plan. Generally, you may select one of the Plans A through E below or another plan agreed to by us. Some of the annuity payout plans may not be available if you have selected the Income Assurer Benefit rider.

•	Plan A – Life annuity — no refund: We make monthly payouts until the annuitant’s death. Payouts end with the last payout before the annuitant’s death. We will not make any further payouts. This means that if the annuitant dies after we made only one monthly payout, we will not make any more payouts.

•	Plan B – Life annuity with five, ten, 15 or 20 years certain: (under the Income Assurer Benefit rider: you may select life annuity with ten or 20 years certain): We make monthly payouts for a guaranteed payout period of five, ten, 15 or 20 years that you elect. This election will determine the length of the payout period to the beneficiary if the annuitant should die before the elected period expires. We calculate the guaranteed payout period from the retirement date. If the annuitant outlives the elected guaranteed payout period, we will continue to make payouts until the annuitant’s death.

•	Plan C – Life annuity — installment refund: (not available under the Income Assurer Benefit rider): We make monthly payouts until the annuitant’s death, with our guarantee that payouts will continue for some period of time. We will make payouts for at least the number of months determined by dividing the amount applied under this option by the first monthly payout, whether or not the annuitant is living.

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•	Plan D

–	Joint and last survivor life annuity — no refund: We make monthly payouts while both the annuitant and a joint annuitant are living. If either annuitant dies, we will continue to make monthly payouts at the full amount until the death of the surviving annuitant. Payouts end with the death of the second annuitant.

–	Joint and last survivor life annuity with 20 years certain: We make monthly annuity payouts during the lifetime of the annuitant and joint annuitant. When either the annuitant or joint annuitant dies, we will continue to make monthly payouts during the lifetime of the survivor. If the survivor dies before we have made payouts for 20 years, we continue to make payouts to the named beneficiary for the remainder of the 20-year period which begins when the first annuity payout is made.

•	Plan E – Payouts for a specified period: We make monthly payouts for a specific payout period of ten to 30 years that you elect (under the Income Assurer Benefit rider, you may elect a payout period of 20 years only). We will make payouts only for the number of years specified whether the annuitant is living or not. Depending on the selected time period, it is foreseeable that an annuitant can outlive the payout period selected. During the payout period, you can elect to have us determine the present value of any remaining variable payouts and pay it to you in a lump sum. (Exception: If you have an Income Assurer Benefit rider and elect this annuity payout plan based on the Guaranteed Income Benefit Base, a lump sum payout is unavailable.) We determine the present value of the remaining annuity payouts which are assumed to remain level at the amount of the payout that would have been made 7 days prior to the date we determine the present value. The discount rate we use in the calculation is 5.17% for the assumed investment return of 3.5% and 6.67% for the assumed investment return of 5%. (See “Charges — Withdrawal charge under Annuity Payout Plan E.”) A 10% IRS penalty tax could apply if you take a withdrawal. (See “Taxes.”).

•	Guaranteed Withdrawal Benefit Annuity Payout Option (available only under contracts with the SecureSource, Guarantor Withdrawal Benefit for Life or Guarantor Withdrawal Benefit riders): This fixed annuity payout option is an alternative to the above annuity payout plans. This option may not be available if the contract is a qualified annuity. For such contracts, this option will be available only if the guaranteed payment period is less than the life expectancy of the owner at the time the option becomes effective. Such life expectancy will be computed using a life expectancy table published by the IRS. Under this option, the amount payable each year will be equal to the remaining schedule of GBPs, but the total amount paid will not exceed the total RBA at the time you begin this fixed payout option (see “Optional Benefits — SecureSource Riders”, “Appendix J: Guarantor Withdrawal Benefit for Life Rider” or “Appendix K: Guarantor Withdrawal Benefit Rider”). The amount paid in the current contract year will be reduced for any prior withdrawals in that year. These annualized amounts will be paid in the frequency that you elect. The frequencies will be among those offered by us at the time but will be no less frequent than annually. If, at the death of the owner, total payouts have been made for less than the RBA, the remaining payouts will be paid to the beneficiary.

Annuity payout plan requirements for qualified annuities: If your contract is a qualified annuity, you must select a payout plan as of the retirement date set forth in your contract. You have the responsibility for electing a payout plan under your contract that complies with applicable law. Your contract describes your payout plan options. The options will meet certain IRS regulations governing RMDs if the payout plan meets the incidental distribution benefit requirements, if any, and the payouts are made:

•	in equal or substantially equal payments over a period not longer than your life expectancy, or over the joint life expectancy of you and your designated beneficiary; or

•	over a period certain not longer than your life expectancy or over the joint life expectancy of you and your designated beneficiary.

If we do not receive instructions: You must give us written instructions for the annuity payouts at least 30 days before the annuitant’s retirement date. If you do not, we will make payouts under Plan B, with 120 monthly payouts guaranteed.

If monthly payouts would be less than $20: We will calculate the amount of monthly payouts at the time the contract value is used to purchase a payout plan. If the calculations show that monthly payouts would be less than $20, we have the right to pay the contract value to the owner in a lump sum or to change the frequency of the payouts.

Death after annuity payouts begin: If you or the annuitant die after annuity payouts begin, we will pay any amount payable to the beneficiary as provided in the annuity payout plan in effect.

Taxes

Under current law, your contract has a tax-deferral feature. Generally, this means you do not pay income tax until there is a taxable distribution (or deemed distribution) from the contract. We will send a tax information reporting form for any year in which we made a taxable or reportable distribution according to our records.

RIVERSOURCE ACCESSCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 73

NONQUALIFIED ANNUITIES
Generally, only the increase in the value of a non-qualified annuity contract over the investment in the contract is taxable. Certain exceptions apply. Federal tax law requires that all nonqualified deferred annuity contracts issued by the same company (and possibly its affiliates) to the same owner during a calendar year be taxed as a single, unified contract when distributions are taken from any one of those contracts.

Annuity payouts: Generally, unlike withdrawals described below, the taxation of annuity payouts are subject to exclusion ratios, i.e. in most cases, a portion of each payout will be ordinary income and subject to tax, and a portion of each payout will be considered a return of part of your investment in the contract and will not be taxed. All amounts you receive after your investment in the contract is fully recovered will be subject to tax. Under Annuity Payout Plan A: Life annuity — no refund, where the annuitant dies before your investment in the contract is fully recovered, the remaining portion of the unrecovered investment may be available as a federal income tax deduction to the owner for the last taxable year. Under all other annuity payout plans, where the annuity payouts end before your investment in the contract is fully recovered, the remaining portion of the unrecovered investment may be available as a federal income tax deduction to the taxpayer for the tax year in which the payouts end. (See “The Annuity Payout Period — Annuity Payout Plans.”)

Beginning in 2011, federal tax law permits taxpayers to annuitize a portion of their nonqualified annuity while leaving the remaining balance to continue to grow tax-deferred. Under the new partial annuitization rules, the portion annuitized must be received as an annuity for a period of 10 years or more, or for the lives of one or more individuals. If this requirement is met, the annuitized portion and the tax-deferred balance will generally be treated as two separate contracts for income tax purposes only. If a contract is partially annuitized, the investment in the contract is allocated between the deferred and the annuitized portions on a pro rata basis.

Withdrawals: Generally, if you withdraw all or part of your nonqualified annuity before your annuity payouts begin, including withdrawals under any optional withdrawal benefit rider, your withdrawal will be taxed to the extent that the contract value immediately before the withdrawal exceeds the investment in the contract. Different rules may apply if you exchange another contract into this contract.

You also may have to pay a 10% IRS penalty for withdrawals of taxable income you make before reaching age 59 1/2 unless certain exceptions apply.

Withholding: If you receive taxable income as a result of an annuity payout or withdrawal, including withdrawals under any optional withdrawal benefit rider, we may deduct federal, and in some cases state withholding against the payment. Any withholding represents a prepayment of your tax due for the year. You take credit for these amounts on your annual income tax return. As long as you have provided us with a valid Social Security Number or Taxpayer Identification Number, and you have a valid U.S. address, you may be able to elect not to have any withholding occur.

If the payment is part of an annuity payout plan, we generally compute the amount of federal income tax withholding using payroll tables. You may provide us with a statement of how many exemptions to use in calculating the withholding. If the distribution is any other type of payment (such as partial or full withdrawal) we compute federal income tax withholding using 10% of the taxable portion.

The federal income tax withholding requirements differ if we deliver payment outside the United States or you are a non-resident alien.

Some states also may impose income tax withholding requirements similar to the federal withholding described above. If this should be the case, we may deduct state income tax withholding from the payment.

Death benefits to beneficiaries: The death benefit under a nonqualified contract is not exempt from estate (federal or state) taxes. In addition, for income tax purposes, any amount your beneficiary receives that exceeds the investment in the contract is taxable as ordinary income to the beneficiary in the year he or she receives the payments. (See also “Benefits in Case of Death — If You Die Before the Retirement Start Date”).

Net Investment Income Tax (also known as Medicare contribution tax): Effective for taxable years beginning on or after January 1, 2013, certain high-income individuals (as well as estates and trusts) are subject to a new 3.8% net investment income tax (as an addition to income taxes). For individuals, the 3.8% tax applies to the lesser of (1) the amount by which the taxpayer’s modified adjusted gross income exceeds $200,000 ($250,000 for married filing jointly and surviving spouses; $125,000 for married filing separately) or (2) the taxpayer’s “net investment income.” Net investment income includes taxable income from nonqualified annuities. Annuity holders are advised to consult their tax advisor regarding the possible implications of this additional tax.

Annuities owned by corporations, partnerships or irrevocable trusts: For nonqualified annuities, any annual increase in the value of annuities held by such entities (nonnatural persons) generally will be treated as ordinary income received during that

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year. However, if the trust was set up for the benefit of a natural person(s) only, the income may remain tax-deferred until withdrawn or paid out.

Penalties: If you receive amounts from your nonqualified annuity before reaching age 59 1/2, you may have to pay a 10% IRS penalty on the amount includable in your ordinary income. However, this penalty will not apply to any amount received:

•	because of your death or in the event of nonnatural ownership, the death of the annuitant;

•	because you become disabled (as defined in the Code);

•	if the distribution is part of a series of substantially equal periodic payments, made at least annually, over your life or life expectancy (or joint lives or life expectancies of you and your beneficiary);

•	if it is allocable to an investment before Aug. 14, 1982; or

•	if annuity payouts are made under immediate annuities as defined by the Code.

Transfer of ownership: Generally, if you transfer ownership of a nonqualified annuity without receiving adequate consideration, the transfer may be taxed as a withdrawal for federal income tax purposes. If the transfer is a currently taxable event for income tax purposes, the original owner will be taxed on the amount of deferred earnings at the time of the transfer and also may be subject to the 10% IRS penalty discussed earlier. In this case, the new owner’s investment in the contract will be equal to the investment in the contract at the time of the transfer plus any earnings included in the original owner’s taxable income as a result of the transfer. In general, this rule does not apply to transfers between spouses or former spouses. Similar rules apply if you transfer ownership for full consideration. Please consult your tax advisor for further details.

1035 Exchanges: Section 1035 of the Code permits nontaxable exchanges of certain insurance policies, endowment contracts, annuity contracts and qualified long-term care insurance contracts, while providing for continued tax deferral of earnings. In addition, Section 1035 permits the carryover of the investment in the contract from the old policy or contract to the new policy or contract. In a 1035 exchange one policy or contract is exchanged for another policy or contract. The following are nontaxable exchanges: (1) the exchange of a life insurance policy for another life insurance policy or for an endowment, annuity or qualified long-term care insurance contract, (2) the exchange of an endowment contract for an annuity contract, or for an endowment contract under which payments will begin no later than payments would have begun under the contract exchanged, (3) the exchange of an annuity contract for another annuity contract or for a qualified long-term insurance contract, and (4) the exchange of a qualified long-term care insurance contract for a qualified long-term care insurance contract. Additionally, other tax rules may apply. However, if the insurance policy has an outstanding loan, there may be tax consequences. Depending on the issue date of your original policy or contract, there may be tax or other benefits that are given up to gain the benefits of the new policy or contract. Consider whether the features and benefits of the new policy or contract outweigh any tax or other benefits of the old contract.

For a partial exchange of an annuity contract for another annuity contract, the 1035 exchange is generally tax-free. The investment in the original contract and the earnings on the contract will be allocated proportionately between the original and new contracts. However, per IRS Revenue Procedure 2011-38, if withdrawals are taken from either contract within the 180-day period following an exchange, the IRS will apply general tax principles to determine the appropriate tax treatment of the exchange and subsequent withdrawal. As a result, there may be unexpected tax consequences. You should consult your tax advisor before taking any withdrawal from either contract during the 180-day period following a partial exchange. Different IRS limitations on withdrawals apply to partial exchanges completed prior to October 24, 2011.

Assignment: If you assign or pledge your contract as collateral for a loan, earnings on purchase payments you made after Aug. 13, 1982 will be taxed as a deemed distribution and you may have to pay a 10% IRS penalty.

QUALIFIED ANNUITIES
Adverse tax consequences may result if you do not ensure that contributions, distributions and other transactions under the contract comply with the law. Qualified annuities have minimum distribution rules that govern the timing and amount of distributions. You should refer to your retirement plan’s Summary Plan Description, your IRA disclosure statement, or consult a tax advisor for additional information about the distribution rules applicable to your situation.

When you use your contract to fund a retirement plan or IRA that is already tax-deferred under the Code, the contract will not provide any necessary or additional tax deferral. If your contract is used to fund an employer sponsored plan, your right to benefits may be subject to the terms and conditions of the plan regardless of the terms of the contract.

Annuity payouts: Under a qualified annuity, except a Roth IRA, Roth 401(k) or Roth 403(b), the entire payout generally is includable as ordinary income and is subject to tax unless: (1) the contract is an IRA to which you made non-deductible contributions; or (2) you rolled after-tax dollars from a retirement plan into your IRA; or (3) the contract is used to fund a retirement plan and you or your employer have contributed after-tax dollars.

RIVERSOURCE ACCESSCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 75

Annuity payouts from Roth IRAs: In general, the entire payout from a Roth IRA can be free from income and penalty taxes if you have attained age 59 1/2 and meet the five year holding period.

Withdrawals: Under a qualified annuity, except a Roth IRA, Roth 401(k) or Roth 403(b), the entire withdrawal will generally be includable as ordinary income and is subject to tax unless: (1) the contract is an IRA to which you made non-deductible contributions; or (2) you rolled after-tax dollars from a retirement plan into your IRA; or (3) the contract is used to fund a retirement plan and you or your employer have contributed after-tax dollars.

Withdrawals from Roth IRAs: In general, the entire payout from a Roth IRA can be free from income and penalty taxes if you have attained age 59 1/2 and meet the five year holding period.

Required Minimum Distributions: Retirement plans (except for Roth IRAs) are subject to required withdrawals called required minimum distributions (“RMDs”) beginning at age 70 1/2. RMDs are based on the fair market value of your contract at year-end divided by the life expectancy factor. Certain death benefits and optional riders may be considered in determining the fair market value of your contract for RMD purposes. This may cause your RMD to be higher. Inherited IRAs (including inherited Roth IRAs) are subject to special required minimum distribution rules. You should consult your tax advisor prior to making a purchase for an explanation of the potential tax implications to you.

Withholding for IRAs, Roth IRAs, SEPs and SIMPLE IRAs: If you receive taxable income as a result of an annuity payout or a withdrawal, including withdrawals under any optional withdrawal benefit rider, we may deduct withholding against the payment. Any withholding represents a prepayment of your tax due for the year. You take credit for these amounts on your annual income tax return. As long as you have provided us with a valid Social Security Number or Taxpayer Identification Number, you can elect not to have any withholding occur.

If the payment is part of an annuity payout plan, we generally compute the amount of federal income tax withholding using payroll tables. You may provide us with a statement of how many exemptions to use in calculating the withholding. If the distribution is any other type of payment (such as a partial or full withdrawal) we compute federal income tax withholding using 10% of the taxable portion.

The federal income tax withholding requirements differ if we deliver payment outside the United States or you are a non-resident alien.

Some states also may impose income tax withholding requirements similar to the federal withholding described above. If this should be the case, we may deduct state income tax withholding from the payment.

Withholding for all other qualified annuities: If you receive directly all or part of the contract value from a qualified annuity, mandatory 20% federal income tax withholding (and possibly state income tax withholding) generally will be imposed at the time the payout is made from the plan. Any withholding represents a prepayment of your tax due for the year. You take credit for these amounts on your annual income tax return. This mandatory withholding will not be imposed if instead of receiving the distribution check, you elect to have the distribution rolled over directly to an IRA or another eligible plan. Payments made to a surviving spouse instead of being directly rolled over to an IRA are also subject to mandatory 20% income tax withholding.

In the below situations, the distribution is subject to an optional 10% withholding instead of the mandatory 20% withholding. We will withhold 10% of the distribution amount unless you elect otherwise.

•	the payout is one in a series of substantially equal periodic payouts, made at least annually, over your life or life expectancy (or the joint lives or life expectancies of you and your designated beneficiary) or over a specified period of 10 years or more;

•	the payout is a RMD as defined under the Code;

•	the payout is made on account of an eligible hardship; or

•	the payout is a corrective distribution.

State withholding also may be imposed on taxable distributions.

Penalties: If you receive amounts from your qualified contract before reaching age 59 1/2, you may have to pay a 10% IRS penalty on the amount includable in your ordinary income. However, this penalty generally will not apply to any amount received:

•	because of your death;

•	because you become disabled (as defined in the Code);

•	if the distribution is part of a series of substantially equal periodic payments made at least annually, over your life or life expectancy (or joint lives or life expectancies of you and your beneficiary);

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•	if the distribution is made following severance from employment during the calendar year in which you attain age 55 (TSAs and annuities funding 401(a) plans only);

•	to pay certain medical or education expenses (IRAs only); or

•	if the distribution is made from an inherited IRA.

Death benefits to beneficiaries: The entire death benefit generally is taxable as ordinary income to the beneficiary in the year he/she receives the payments from the qualified annuity. If you made non-deductible contributions to a traditional IRA, the portion of any distribution from the contract that represents after-tax contributions is not taxable as ordinary income to your beneficiary. You are responsible for keeping all records tracking your non-deductible contributions to an IRA. Death benefits under a Roth IRA generally are not taxable as ordinary income to the beneficiary if certain distribution requirements are met. (See also “Benefits in Case of Death — If you Die Before the Retirement Date”).

Change of retirement plan type: IRS regulations allow for rollovers of certain retirement plan distributions. In some circumstances, you may be able to have an intra-contract rollover, keeping the same features and conditions. If the annuity contract you have does not support an intra-contract rollover, you are able to request an IRS approved rollover to another annuity contract or other investment product that you choose. If you choose another annuity contract or investment product, you will be subject to new rules, including a new withdrawal charge schedule for an annuity contract, or other product rules as applicable.

Assignment: You may not assign or pledge your qualified contract as collateral for a loan.

OTHER
Special considerations if you select any optional rider: As of the date of this prospectus, we believe that charges related to these riders are not subject to current taxation. Therefore, we will not report these charges as partial withdrawals from your contract. However, the IRS may determine that these charges should be treated as partial withdrawals subject to taxation to the extent of any gain as well as the 10% tax penalty for withdrawals before the age of 59 1/2, if applicable.

We reserve the right to report charges for these riders as partial withdrawals if we, as a withholding and reporting agent, believe that we are required to report them. In addition, we will report any benefits attributable to these riders on the death of you or the annuitant as an annuity death benefit distribution, not as proceeds from life insurance.

Important: Our discussion of federal tax laws is based upon our understanding of current interpretations of these laws. Federal tax laws or current interpretations of them may change. For this reason and because tax consequences are complex and highly individual and cannot always be anticipated, you should consult a tax advisor if you have any questions about taxation of your contract.

RiverSource Life’s tax status: We are taxed as a life insurance company under the Code. For federal income tax purposes, the subaccounts are considered a part of our company, although their operations are treated separately in accounting and financial statements. Investment income is reinvested in the fund in which each subaccount invests and becomes part of that subaccount’s value. This investment income, including realized capital gains, is not subject to any withholding for federal or state income taxes. We reserve the right to make such a charge in the future if there is a change in the tax treatment of variable annuities or in our tax status as we then understand it.

Tax qualification: We intend that the contract qualify as an annuity for federal income tax purposes. To that end, the provisions of the contract are to be interpreted to ensure or maintain such tax qualification, in spite of any other provisions of the contract. We reserve the right to amend the contract to reflect any clarifications that may be needed or are appropriate to maintain such qualification or to conform the contract to any applicable changes in the tax qualification requirements. We will send you a copy of any amendments.

Spousal status: Under the Code, spousal continuation and certain distribution options are available only to a person who is defined as a “spouse” under the Federal Defense of Marriage Act or other applicable Federal law. All contract provisions will be interpreted and administered in accordance with the requirements of the Code. Therefore, under current Federal law, if you are in the civil union or you are contemplating a civil union or same-sex marriage, you should note that the favorable tax treatment afforded under Federal law would not be available to the same-sex partner or same-sex spouse. Same-sex partners or spouses who own or are considering the purchase of annuity products that provide benefits based upon status as a spouse should consult a tax adviser.

Voting Rights

As a contract owner with investments in the subaccounts, you may vote on important fund policies until annuity payouts begin. Once they begin, the person receiving them has voting rights. We will vote fund shares according to the instructions of the person with voting rights.

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Before annuity payouts begin, the number of votes you have is determined by applying your percentage interest in each subaccount to the total number of votes allowed to the subaccount.

After annuity payouts begin, the number of votes you have is equal to:

•	the reserve held in each subaccount for your contract; divided by

•	the net asset value of one share of the applicable fund.

As we make annuity payouts, the reserve for the contract decreases; therefore, the number of votes also will decrease.

We calculate votes separately for each subaccount. We will send notice of shareholders’ meetings, proxy materials and a statement of the number of votes to which the voter is entitled. We will vote shares for which we have not received instructions in the same proportion as the votes for which we received instructions. We also will vote the shares for which we have voting rights in the same proportion as the votes for which we received instructions.

Substitution of Investments

We may substitute the funds in which the subaccounts invest if:

•	laws or regulations change;

•	the existing funds become unavailable; or

•	in our judgment, the funds no longer are suitable (or are not the most suitable) for the subaccounts.

If any of these situations occur, and if we believe it is in the best interest of persons having voting rights under the contract, we have the right to substitute a fund currently listed in this prospectus (existing fund) for another fund (new fund). The new fund may have higher fees and/or operating expenses than the existing fund. Also, the new fund may have investment objectives and policies and/or investment advisers which differ from the existing fund.

We may also:

•	add new subaccounts;

•	combine any two or more subaccounts;

•	transfer assets to and from the subaccounts or the variable account; and

•	eliminate or close any subaccounts.

We will notify you of any substitution or change. If we notify you that a subaccount will be eliminated or closed, you will have a certain period of time to tell us where to reallocate purchase payments or contract value currently allocated to that subaccount. If we do not receive your reallocation instructions by the due date, we automatically will reallocate to the subaccount investing in the Columbia Variable Portfolio — Cash Management Fund (Class 3). You may then transfer this reallocated amount in accordance with the transfer provisions of your contract (see “Transferring Between Accounts” above).

In the event of substitution or any of these changes, we may amend the contract and take whatever action is necessary and appropriate without your consent or approval. However, we will not make any substitution or change without the necessary approval of the SEC and state insurance departments.

About the Service Providers

PRINCIPAL UNDERWRITER
RiverSource Distributors, Inc. (RiverSource Distributors), our affiliate, serves as the principal underwriter and general distributor of the contract. Its offices are located at 70100 Ameriprise Financial Center, Minneapolis, MN 55474. RiverSource Distributors is a wholly-owned subsidiary of Ameriprise Financial, Inc.

Sales of the Contract

•	Only securities broker-dealers (“selling firms”) registered with the SEC and members of the FINRA may sell the contract.

•	The contracts are continuously offered to the public through authorized selling firms. We and RiverSource Distributors have a sales agreement with the selling firm. The sales agreement authorizes the selling firm to offer the contracts to the public. RiverSource Distributors pays the selling firm (or an affiliated insurance agency) for contracts its investment professional sell. The selling firm may be required to return sales commissions under certain circumstances including but not limited to when contracts are returned under the free look period.

Payments We Make to Selling Firms

•	We may use compensation plans which vary by selling firm. For example, some of these plans pay selling firms a commission of up to 4.00% for contract Option L and 1.00% for contract Option C each time a purchase payment is made.

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We may also pay ongoing trail commissions of up to 1.25% of the contract value. We do not pay or withhold payment of trail commissions based on which investment options you select.

•	We may pay selling firms an additional sales commission of up to 1.00% of purchase payments for both contract options offered for a period of time we select. For example, we may offer to pay an additional sales commission to get selling firms to market a new or enhanced contract or to increase sales during the period.

•	In addition to commissions, we may, in order to promote sales of the contracts, and as permitted by applicable laws and regulation, pay or provide selling firms with other promotional incentives in cash, credit or other compensation. We may offer these promotional incentives to all selling firms. The terms of such arrangements differ between selling firms. These promotional incentives may include but are not limited to:

•	sponsorship of marketing, educational, due diligence and compliance meetings and conferences we or the selling firm may conduct for investment professionals, including subsidy of travel, meal, lodging, entertainment and other expenses related to these meetings;

•	marketing support related to sales of the contract including for example, the creation of marketing materials, advertising and newsletters;

•	providing service to contract owners; and

•	funding other events sponsored by a selling firm that may encourage the selling firm’s investment professionals to sell the contract.

These promotional incentives or reimbursements may be calculated as a percentage of the selling firm’s aggregate, net or anticipated sales and/or total assets attributable to sales of the contract, and/or may be a fixed dollar amount. As noted below this additional compensation may cause the selling firm and its investment professionals to favor the contracts.

Sources of Payments to Selling Firms
We pay the commissions and other compensation described above from our assets. Our assets may include:

•	revenues we receive from fees and expenses that you will pay when buying, owning and making a surrender from the contract (see “Expense Summary”);

•	compensation we or an affiliate receive from the underlying funds in the form of distribution and services fees (see “The Variable Account and the Funds — The Funds”);

•	compensation we or an affiliate receive from a fund’s investment adviser, subadviser, distributor or an affiliate of any of these (see “The Variable Account and the Funds — The Funds”); and

•	revenues we receive from other contracts we sell that are not securities and other businesses we conduct.

You do not directly pay the commissions and other compensation described above as the result of a specific charge or deduction under the contract. However, you may pay part or all of the commissions and other compensation described above indirectly through:

•	fees and expenses we collect from contract owners, including surrender charges; and

•	fees and expenses charged by the underlying subaccount funds in which you invest, to the extent we or one of our affiliates receive revenue from the funds or an affiliated person.

Potential Conflicts of Interest
Compensation payment arrangements with selling firms can potentially:

•	give selling firms a heightened financial incentive to sell the contract offered in this prospectus over another investment with lower compensation to the selling firm.

•	cause selling firms to encourage their investment professionals to sell you the contract offered in this prospectus instead of selling you other alternative investments that may result in lower compensation to the selling firm.

•	cause selling firms to grant us access to its investment professionals to promote sales of the contract offered in this prospectus, while denying that access to other firms offering similar contracts or other alternative investments which may pay lower compensation to the selling firm.

Payments to Investment Professionals

•	The selling firm pays its investment professionals. The selling firm decides the compensation and benefits it will pay its investment professionals.

•	To inform yourself of any potential conflicts of interest, ask the investment professional before you buy, how the selling firm and its investment professionals are being compensated and the amount of the compensation that each will receive if you buy the contract.

RIVERSOURCE ACCESSCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 79

ISSUER
RiverSource Life issues the contracts. We are located at 70100 Ameriprise Financial Center, Minneapolis, MN 55474 and are a wholly-owned subsidiary of Ameriprise Financial, Inc.

We conduct a conventional life insurance business. We are licensed to do business in 49 states, the District of Columbia and American Samoa. Our primary products currently include fixed and variable annuity contracts and life insurance policies.

LEGAL PROCEEDINGS
Life insurance companies have been the subject of increasing regulatory, legislative and judicial scrutiny. Numerous state and federal regulatory agencies have commenced examinations and other inquiries of insurance companies regarding sales and marketing practices (including sales to older consumers and disclosure practices), claims handling, and unclaimed property and escheatment practices and procedures. With regard to an industry-wide investigation of unclaimed property and escheatment practices and procedures, RiverSource Life is responding to regulatory audits, market conduct examinations and other inquiries (including inquiries from the State of Minnesota). RiverSource Life has cooperated with and will continue to cooperate with the applicable regulators regarding their inquiries.

RiverSource Life is involved in the normal course of business in a number of other legal and arbitration proceedings concerning matters arising in connection with the conduct of its business activities. RiverSource Life believes that it is not a party to, nor are any of its properties the subject of, any pending legal, arbitration or regulatory proceedings that would have a material adverse effect on its consolidated financial condition, results of operations or liquidity. However, it is possible that the outcome of any such proceedings could have a material adverse impact on results of operations in any particular reporting period as the proceedings are resolved.

Additional Information

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
RiverSource Life is incorporating by reference in this prospectus information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information that we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC automatically will update and supersede this information. The Annual Report on Form 10-K of RiverSource Life Insurance Company for the year ended December 31, 2012, File No. 33-28976, that we previously filed with the SEC under the Securities Exchange Act of 1934 (1934 Act) is incorporated by reference into this prospectus, as well as all of our subsequent annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC under the 1934 Act. To access this document, see “SEC Filings” under “Investors Relations” on our website at www.ameriprise.com.

RiverSource Life will furnish you without charge a copy of any or all of the documents incorporated by reference into this prospectus, including any exhibits to such documents which have been specifically incorporated by reference. We will do so upon receipt of your written or oral request. You can contact RiverSource Life at the telephone number and address listed on the first page of this prospectus.

AVAILABLE INFORMATION
This prospectus is part of a registration statement we file with the SEC. Additional information on RiverSource Life and on this offering is available in the registration statement. You can obtain copies of these materials at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. In addition to this prospectus, the SAI and information about the contract, information incorporated by reference is available on the EDGAR Database on the SEC’s Internet site at (http://www.sec.gov).

INDEMNIFICATION
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (Securities Act) may be permitted to directors and officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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APPENDICES

Table of Contents and Cross-Reference Table

APPENDIX NAME	PAGE #	CROSS-REFERENCE	PAGE #

Appendix A: Example — Market Value Adjustment (MVA)	p. 82	Guarantee Period Accounts (GPAs)	p. 28

Appendix B: Example — Withdrawal Charges for Contract Option L	p. 84	Charges — Withdrawal Charges	p. 35

Appendix C: Example — Death Benefits	p. 89	Benefits in Case of Death	p. 52

Appendix D: Example — Accumulation Protector Benefit Rider	p. 92	Optional Benefits — Accumulation Protector Benefit Rider	p. 55

Appendix E: Example — SecureSource Riders	p. 93	Optional Benefits — SecureSource Riders	p. 57

Appendix F: SecureSource Riders — Additional RMD Disclosure	p. 97	Optional Benefits — SecureSource Riders	p. 57

Appendix G: Example — Benefit Protector Death Benefit Rider	p. 99	Optional Benefits — Benefit Protector Death Benefit Rider	p. 70

Appendix H: Example — Benefit Protector Plus Death Benefit Rider	p. 101	Optional Benefits — Benefit Protector Plus Death Benefit Rider	p. 71

Appendix I: Asset Allocation Program for Contracts With Applications Signed Before May 1, 2006	p. 103

Appendix J: Guarantor Withdrawal Benefit for Life Rider Disclosure	p. 104	N/A

Appendix K: Guarantor Withdrawal Benefit Rider Disclosure	p. 116	N/A

Appendix L: Example — Income Assurer Benefit Riders Disclosure	p. 124	N/A

Appendix M: Condensed Financial Information (Unaudited)	p. 133	Condensed Financial Information (Unaudited)	p. 14

The purpose of these appendices is first to illustrate the operation of various contract features and riders; second, to provide additional disclosure regarding various contract features and riders; and lastly, to provide condensed financial history (unaudited) of the subaccounts.

In order to demonstrate the contract features and riders, an example may show hypothetical contract values. These contract values do not represent past or future performance. Actual contract values may be more or less than those shown and will depend on a number of factors, including but not limited to the investment experience of the subaccounts, GPAs, DCA fixed account, and one-year fixed account and the fees and charges that apply to your contract.

The examples of death benefits and optional riders in appendices C through E and J through L include a partial withdrawal to illustrate the effect of a partial withdrawal on the particular benefit. These examples are intended to show how the optional riders operate, and do not take into account whether the rider is part of a qualified contract. Qualified contracts are subject to required minimum distributions at certain ages which may require you to take partial withdrawals from the contract (see “Taxes — Qualified Annuities — Required Minimum Distributions”). If you are considering the addition of certain death benefits and/or optional riders to a qualified contract, you should consult your tax advisor prior to making a purchase for an explanation of the potential tax implications to you.

RIVERSOURCE ACCESSCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 81

Appendix A: Example — Market Value Adjustment (MVA)

As the examples below demonstrate, the application of an MVA may result in either a gain or a loss of principal. We refer to all of the transactions described below as “early withdrawals.”

Assumptions:

•	You purchase a contract and allocate part of your purchase payment to the ten-year GPA; and

•	we guarantee an interest rate of 3.0% annually for your ten-year guarantee period; and

•	after three years, you decide to make a withdrawal from your GPA. In other words, there are seven years left in your guarantee period.

Remember that the MVA depends partly on the interest rate of a new GPA for the same number of years as the guarantee period remaining on your GPA. In this case, that is seven years.

Example 1: Remember that your GPA is earning 3.0%. Assume at the time of your withdrawal new GPAs that we offer with a seven-year guarantee period are earning 3.5%. We add 0.10% to the 3.5% rate to get 3.6%. Your GPA’s 3.0% rate is less than the 3.6% rate and, so the MVA will be negative.

Example 2: Remember again that your GPA is earning 3.0%, and assume that new GPAs that we offer with a seven-year guarantee period are earning 2.5%. We add 0.10% to the 2.5% rate to get 2.6%. In this example, since your GPA’s 3.0% rate is greater than the 2.6% rate, the MVA will be positive. To determine that adjustment precisely, you will have to use the formula described below.

Sample MVA Calculations
The precise MVA formula we apply is as follows:

Early withdrawal amount ×	[(	1 + i 1 + j + .001)	n/12	− 1 ]	= MVA

Where i	= rate earned in the GPA from which amounts are being transferred or withdrawn.

j	= current rate for a new guarantee period equal to the remaining term in the current guarantee period.

n	= number of months remaining in the current guarantee period (rounded up).

Examples — MVA
Using assumptions similar to those we used in the examples above:

•	You purchase a contract and allocate part of your purchase payment to the ten-year GPA;

•	we guarantee an interest rate of 3.0% annually for your ten-year guarantee period; and

•	after three years, you decide to make a $1,000 withdrawal from your GPA. In other words, there are seven years left in your guarantee period.

Example 1: You request an early withdrawal of $1,000 from your ten-year GPA earning a guaranteed interest rate of 3.0%. Assume at the time of your withdrawal new GPAs that we offer with a seven-year guarantee period are earning 3.5%. Using the formula above, we determine the MVA as follows:

$1,000 ×	[(	1.030 1 + .035 + .001)	84/12	− 1]	= –$39.84

In this example, the MVA is a negative $39.84.

Example 2: You request an early withdrawal of $1,000 from your ten-year GPA earning a guaranteed interest rate of 3.0%. Assume at the time of your withdrawal new GPAs that we offer with a seven-year guarantee period are earning 2.5%. Using the formula above, we determine the MVA as follows:

$1,000 ×	[(	1.030 1 + .025 + .001)	84/12	− 1]	= $27.61

In this example, the MVA is a positive $27.61.

Please note that when you allocate your purchase payment to the ten-year GPA and your purchase payment is in its fourth year from receipt at the beginning of the guarantee period, your withdrawal charge percentage is 6% due to the withdrawal

 82  RIVERSOURCE ACCESSCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

charge schedule under contract Option L. (See “Charges — Withdrawal Charge”). We do not apply MVAs to the amounts we deduct for withdrawal charges, so we would deduct the withdrawal charge from your early withdrawal after we applied the MVA. Also note that when you request an early withdrawal, we withdraw an amount from your GPA that will give you the net amount you requested after we apply the MVA (and any applicable withdrawal charge under contract Option L), unless you request otherwise.

The current interest rate we offer on the GPA will change periodically at our discretion. It is the rate we are then paying on purchase payments, renewals and transfers paid under this class of contracts for guarantee period durations equaling the remaining guarantee period of the GPA to which the formula is being applied.

RIVERSOURCE ACCESSCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 83

Appendix B: Example — Withdrawal Charges for Contract Option L

For purposes of calculating any withdrawal charge, including the examples illustrated below, we treat amounts withdrawn from your contract value in the following order:

1.	First, in each contract year, we withdraw amounts totaling:

•	up to 10% of your prior anniversary’s contract value or your contract’s remaining benefit payment if you elected the Guarantor Withdrawal Benefit rider and your remaining benefit payment is greater than 10% of your prior anniversary’s contract value. We do not assess a withdrawal charge on this amount.

•	up to 10% of your prior anniversary’s contract value or the greater of your contract’s remaining benefit payment or remaining annual lifetime payment if you elected the SecureSource rider or the Guarantor Withdrawal Benefit for Life rider, and the greater of your RALP and your remaining benefit payment is greater than 10% of your prior anniversary’s contract value. We do not assess a withdrawal charge on this amount.

2.	Next, we withdraw contract earnings, if any, that are greater than the amount described in number one above. We do not assess a withdrawal charge on contract earnings.

3.	Next we withdraw purchase payments received prior to the withdrawal charge period shown in your contract. We do not assess a withdrawal charge on these purchase payments.

4.	Finally, if necessary, we withdraw purchase payments received that are still within the withdrawal charge period you selected and shown in your contract. We withdraw these payments on a “first-in, first-out” (FIFO) basis. We do assess a withdrawal charge on these payments.

After withdrawing earnings in numbers one and two above, we next withdraw enough additional contract value (ACV) to meet your requested withdrawal amount. If the amount described in number one above was greater than contract earnings prior to the withdrawal, the excess (XSF) will be excluded from the purchase payments being withdrawn that were received most recently when calculating the withdrawal charge. We determine the amount of purchase payments being withdrawn (PPW) in numbers three and four above as:

       PPW = XSF + (ACV – XSF) / (CV – TFA) × (PPNPW – XSF)

If the additional contract value withdrawn is less than XSF, then PPW will equal ACV.

We determine current contract earnings (CE) by looking at the entire contract value (CV), not the earnings of any particular subaccount, GPA, the one-year fixed account or the DCA fixed account. If the contract value is less than purchase payments received and not previously withdrawn (PPNPW) then contract earnings are zero.

The examples below show how the withdrawal charge for a full and partial withdrawal is calculated for Contract Option L with a four-year withdrawal charge schedule. Each example illustrates the amount of the withdrawal charge for both a contract that experiences gains and a contract that experiences losses, given the same set of assumptions.

 84  RIVERSOURCE ACCESSCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

Full withdrawal charge calculation — four-year withdrawal charge schedule:

This is an example of how we calculate the withdrawal charge on a contract with a four-year (from the date of each purchase payment) withdrawal charge schedule with the following history:

Assumptions:

•	We receive a single $50,000 purchase payment; and

•	You withdraw the contract for its total value during the fourth contract year after you made the single purchase payment. The withdrawal charge percentage in the fourth year after a purchase payment is 6.0%; and

•	You have made no prior withdrawals.

We will look at two situations, one where the contract has a gain and another where there is a loss:

		Contract with Gain	Contract with Loss

We calculate the withdrawal charge as follows:
	Contract value just prior to withdrawal:	$60,000.00	$40,000.00
	Contract value on prior anniversary:	58,000.00	42,000.00
Step 1.	First, we determine the amount of earnings available in the contract at the time of withdrawal as:
	Contract value just prior to withdrawal (CV):	60,000.00	40,000.00
	Less purchase payments received and not previously withdrawn (PPNPW):	50,000.00	50,000.00

	Earnings in the contact (but not less than zero):	10,000.00	0.00
Step 2.	Next, we determine the Total Free Amount (TFA) available in the contract as the greatest of the following values:
	Earnings in the contract:	10,000.00	0.00
	10% of the prior anniversary’s contract value:	5,800.00	4,200.00

	TFA (but not less than zero):	10,000.00	4,200.00
Step 3.	Now we can determine ACV, the amount by which the contract value withdrawn exceeds earnings.
	Contract value withdrawn:	60,000.00	40,000.00
	Less earnings in the contract:	10,000.00	0.00

	ACV (but not less than zero):	50,000.00	40,000.00

Step 4.	Next we determine XSF, the amount by which 10% of the prior anniversary’s contract value exceeds earnings.
	10% of the prior anniversary’s contract value:	5,800.00	4,200.00
	Less earnings in the contract:	10,000.00	0.00

	XSF (but not less than zero):	0.00	4,200.00

Step 5.	Now we can determine how much of the PPNPW is being withdrawn (PPW) as follows:

	PPW = XSF + (ACV – XSF) / (CV – TFA) × (PPNPW – XSF)
	XSF from Step 4 =	0.00	4,200.00
	ACV from Step 3 =	50,000.00	40,000.00
	CV from Step 1 =	60,000.00	40,000.00
	TFA from Step 2 =	10,000.00	4,200.00
	PPNPW from Step 1 =	50,000.00	50,000.00

	PPW =	50,000.00	50,000.00

RIVERSOURCE ACCESSCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 85

		Contract with Gain	Contract with Loss

Step 6.	We then calculate the withdrawal charge as a percentage of PPW. Note that for a contract with a loss, PPW may be greater than the amount you request to withdraw:
	PPW:	$50,000.00	$50,000.00
	less XSF:	0.00	4,200.00

	amount of PPW subject to a withdrawal charge:	50,000.00	45,800.00
	multiplied by the withdrawal charge rate:	× 6.0%	× 6.0%

	withdrawal charge:	3,000.00	2,748.00
Step 7.	The dollar amount you will receive as a result of your full withdrawal is determined as:
	Contract value withdrawn:	60,000.00	40,000.00
	Withdrawal charge:	(3,000.00)	(2,748.00)
	Contract charge (assessed upon full withdrawal):	(40.00)	(40.00)

	Net full withdrawal proceeds:	$56,960.00	$37,212.00

 86  RIVERSOURCE ACCESSCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

Partial withdrawal charge calculation — four-year withdrawal charge schedule:

This is an example of how we calculate the withdrawal charge on a contract with a four-year (from the date of each purchase payment) withdrawal charge schedule with the following history:

Assumptions:

•	We receive a single $50,000 purchase payment; and

•	You request a net partial withdrawal of $15,000.00 during the fourth contract year after you made the single purchase payment. The withdrawal charge percentage in the fourth year after a purchase payment is 6.0%; and

•	You have made no prior withdrawals.

We will look at two situations, one where the contract has a gain and another where there is a loss:

	Contract with Gain	Contract with Loss
Contract value just prior to withdrawal:	$60,000.00	$40,000.00
Contract value on prior anniversary:	58,000.00	42,000.00

We determine the amount of contract value that must be withdrawn in order for the net partial withdrawal proceeds to match the amount requested. We start with an estimate of the amount of contract value to withdraw and calculate the resulting withdrawal charge and net partial withdrawal proceeds as illustrated below. We then adjust our estimate and repeat until we determine the amount of contract value to withdraw that generates the desired net partial withdrawal proceeds.

We calculate the withdrawal charge for each estimate as follows:

Step 1.	First, we determine the amount of earnings available in the contract at the time of withdrawal as:
	Contract value just prior to withdrawal (CV):	$60,000.00	$40,000.00
	Less purchase payments received and not previously withdrawn (PPNPW):	50,000.00	50,000.00

	Earnings in the contact (but not less than zero):	10,000.00	0.00
Step 2.	Next, we determine the Total Free Amount (TFA) available in the contract as the greatest of the following values:
	Earnings in the contract:	10,000.00	0.00
	10% of the prior anniversary’s contract value:	5,800.00	4,200.00

	TFA (but not less than zero):	10,000.00	4,200.00
Step 3.	Next we determine ACV, the amount by which the contract value withdrawn exceeds earnings.
	Contract value withdrawn:	15,319.15	15,897.93
	Less earnings in the contract:	10,000.00	0.00

	ACV (but not less than zero):	5,319.15	15,897.93
Step 4.	Next we determine XSF, the amount by which 10% of the prior anniversary’s contract value exceeds earnings.
	10% of the prior anniversary’s contract value:	5,800.00	4,200.00
	Less earnings in the contract:	10,000.00	0.00

	XSF (but not less than zero):	0.00	4,200.00
Step 5.	Now we can determine how much of the PPNPW is being withdrawn (PPW) as follows:

	PPW = XSF + (ACV – XSF) / (CV – TFA) × (PPNPW – XSF)
	XSF from Step 4 =	0.00	4,200.00
	ACV from Step 3 =	5,319.15	15,897.93
	CV from Step 1 =	60,000.00	40,000.00
	TFA from Step 2 =	10,000.00	4,200.00
	PPNPW from Step 1 =	50,000.00	50,000.00

	PPW =	5,319.15	19,165.51

RIVERSOURCE ACCESSCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 87

Step 6.	We then calculate the withdrawal charge as a percentage of PPW. Note that for a contract with a loss, PPW may be greater than the amount you request to withdraw:
	PPW:	$5,319.15	$19,165.51
	less XSF:	0.00	4,200.00

	amount of PPW subject to a withdrawal charge:	5,319.15	14,965.51
	multiplied by the withdrawal charge rate:	× 6.0%	× 6.0%

	withdrawal charge:	319.15	897.93
Step 7.	The dollar amount you will receive as a result of your partial withdrawal is determined as:
	Contract value withdrawn:	15,319.15	15,897.93
	Withdrawal charge:	(319.15)	(897.93)

	Net partial withdrawal proceeds:	$15,000.00	$15,000.00

 88  RIVERSOURCE ACCESSCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

Appendix C: Example — Death Benefits

Example — ROP Death Benefit

Assumptions:

•	You purchase the contract with a payment of $20,000. You select contract Option L; and

•	On the first contract anniversary you make an additional purchase payment of $5,000; and

•	During the second contract year the contract value falls to $22,000 and you take a $1,500 partial withdrawal, including withdrawal charge; and

•	During the third contract year the contract value grows to $23,000.

We calculate the ROP Death Benefit as follows:
1. Contract value at death:	$23,000.00

2. Purchase payments minus adjusted partial withdrawals:
Total purchase payments:	$25,000.00
minus adjusted partial withdrawals calculated as:
$1,500 × $25,000 $22,000 =	–1,704.55

for a death benefit of:	$23,295.45

ROP Death Benefit, calculated as the greatest of these two values:	$23,295.45

Example — MAV Death Benefit

Assumptions:

•	You purchase the contract with a payment of $25,000. You select contract Option L; and

•	On the first contract anniversary the contract value grows to $26,000; and

•	During the second contract year the contract value falls to $22,000, at which point you take a $1,500 (including withdrawal charge) partial withdrawal, leaving a contract value of $20,500.

We calculate the MAV Death Benefit, which is based on the greater of three values, as follows:
1. Contract value at death:	$20,500.00

2. Purchase payments minus adjusted partial withdrawals:
Total purchase payments:	$25,000.00
minus adjusted partial withdrawals, calculated as:
$1,500 × $25,000 $22,000 =	–1,704.55

for a death benefit of:	$23,295.45

3. The MAV immediately preceding the date of death:
Greatest of your contract anniversary values:	$26,000.00
plus purchase payments made since the prior anniversary:	+0.00
minus the death benefit adjusted partial withdrawals, calculated as:
$1,500 × $26,000 $22,000 =	–1,772.73

for a death benefit of:	$24,227.27

The MAV Death Benefit, calculated as the greatest of these three values, which is the MAV:	$24,227.27

RIVERSOURCE ACCESSCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 89

Example — 5% Accumulation Death Benefit

Assumptions:

•	You purchase the contract with a payment of $25,000 with $5,000 allocated to the GPAs and $20,000 allocated to the subaccounts. You select Contract Option L; and

•	On the first contract anniversary, the GPA value is $5,200 and the subaccount value is $17,000. Total contract value is $23,200; and

•	During the second contract year the GPA value is $5,300 and the subaccount value is $19,000. Total contract value is $24,300. You take a $1,500 partial withdrawal (including withdrawal charges) all from the subaccounts, leaving the contract value at $22,800.

The death benefit, which is based on the greater of three values, is calculated as follows:
1. Contract value at death:	$22,800.00

2. Purchase payments minus adjusted partial withdrawals:
Total purchase payments:	$25,000.00
minus adjusted partial withdrawals, calculated as:
$1,500 × $25,000 $24,300 =	–1,543.21
for a death benefit of:	$23,456.79

3. The 5% variable account floor:
The variable account floor on the first contract anniversary, calculated as: 1.05 × $20,000 =	$21,000.00
plus amounts allocated to the subaccounts since that anniversary:	+0.00
minus the 5% variable account floor adjusted partial withdrawal from the subaccounts, calculated as:
$1,500 × $21,000 $19,000 =	–$1,657.89
variable account floor benefit:	$19,342.11
plus the GPA value:	+5,300.00
5% variable account floor (value of the GPAs, one-year fixed account and the variable account floor):	$24,642.11

The 5% Accumulation Death Benefit, calculated as the greatest of these three values, which is the 5% variable account floor:	$24,642.11

 90  RIVERSOURCE ACCESSCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

Example — Enhanced Death Benefit

Assumptions:

•	You purchase the contract with a payment of $25,000 with $5,000 allocated to the GPAs and $20,000 allocated to the subaccounts. You select Contract Option L; and

•	On the first contract anniversary, the GPAs value is $5,200 and the subaccount value is $17,000. Total contract value is $23,200; and

•	During the second contract year, the GPA value is $5,300 and the subaccount value is $19,000. Total contract value is $24,300. You take a $1,500 partial withdrawal (including withdrawal charges) all from the subaccounts, leaving the contract value at $22,800.

The death benefit, which is the greatest of four values, is calculated as follows:
1. Contract value at death:	$22,800.00

2. Purchase payments minus adjusted partial withdrawals:
Total purchase payments:	$25,000.00
minus adjusted partial withdrawals, calculated as:
$1,500 × $25,000 $24,300 =	–1,543.21
for a ROP Death Benefit of:	$23,456.79

3. The MAV on the anniversary immediately preceding the date of death:
The MAV on the immediately preceding anniversary:	$25,000.00
plus purchase payments made since that anniversary:	+0.00
minus adjusted partial withdrawals made since that anniversary, calculated as:
$1,500 × $25,000 $24,300 =	–1,543.21
for a MAV Death Benefit of:	$23,456.79

4. The 5% variable account floor:
The variable account floor on the first contract anniversary, calculated as: 1.05 x $20,000 =	$21,000.00
plus amounts allocated to the subaccounts since that anniversary:	+0.00
minus the 5% variable account floor adjusted partial withdrawal from the subaccounts, calculated as:
$1,500 × $21,000 $19,000 =	–$1,657.89
variable account floor benefit:	$19,342.11
plus the GPA value:	+5,300.00

5% variable account floor (value of the GPAs and the variable account floor):	$24,642.11

EDB, calculated as the greatest of these four values, which is the 5% variable account floor:	$24,642.11

RIVERSOURCE ACCESSCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 91

Appendix D: Example — Accumulation Protector Benefit Rider

The following example shows how the Accumulation Protector Benefit rider works based on hypothetical values. It is not intended to depict investment performance of the contract.

The example assumes:

•	You purchase the contract (with the Accumulation Protector Benefit rider) with a payment of $100,000.

•	You make no additional purchase payments.

•	You do not exercise the Elective Step-up option

•	The Accumulation Protector Benefit rider fee is 0.80%.

		Partial
End of	Assumed	Withdrawal	Adjusted		Accumulation
Contract	Net Rate of	(beginning of	Partial		Benefit	Contract
Year	Return	year)	Withdrawal	MCAV	Amount	Value

1	12%	0	0	100,000	0	111,104
2	15%	0	0	101,398	0	126,747
3	3%	0	0	103,604	0	129,505
4	–8%	0	0	103,604	0	118,192
5	–15%	0	0	103,604	0	99,634
6	20%	2,000	2,080	101,525	0	116,224
7	15%	0	0	106,071	0	132,588
8	–10%	0	0	106,071	0	118,375
9	–20%	5,000	4,480	101,590	0	89,851
10	–12%	0	0	101,590	23,334	78,256

 92  RIVERSOURCE ACCESSCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

Appendix E: Example — SecureSource Riders

EXAMPLE #1: Single Life Benefit: Covered Person has not reached age 65 at the time the contract and rider are purchased.

Assumptions:

•	You purchase the contract with a payment of $100,000 and make no additional payments to the contract.

•	You are the sole owner and also the annuitant. You are age 60.

•	Automatic annual step-ups are applied each anniversary when available, where the contract value is greater than the RBA and/or 6% of the contract value is greater than the ALP. Applied annual step-ups are indicated in bold.

•	You elect the Moderate PN program investment option at issue. On the 1st contract anniversary, you elect to change to the Moderately Aggressive PN program investment option. The target investment option under the contract is the Moderate PN program investment option.

			Hypothetical
Contract			Assumed
Duration	Purchase	Partial	Contract	Basic Withdrawal Benefit						Lifetime Withdrawal Benefit
in Years	Payments	Withdrawals	Value	GBA		RBA		GBP	RBP	ALP			RALP

At Issue	$100,000	$ N/A	$100,000	$100,000		$100,000		$7,000	$7,000	$	N/A		$	N/A

0.5	0	5,000	92,000	100,000		95,000		7,000	2,000		N/A			N/A

1	0	0	90,000	90,000	(1)	90,000	(1)	6,300	6,300		N/A			N/A

2	0	0	81,000	90,000		90,000		6,300	6,300		N/A			N/A

5	0	0	75,000	90,000		90,000		6,300	6,300		5,400	(2)		5,400	(2)

5.5	0	5,400	70,000	90,000		84,600		6,300	900		5,400			0

6	0	0	69,000	90,000		84,600		6,300	6,300		5,400			5,400

6.5	0	6,300	62,000	90,000		78,300		6,300	0		3,720	(3)		0

7	0	0	64,000	90,000		78,300		6,300	6,300		3,840			3,840

7.5	0	10,000	51,000	51,000	(4)	51,000	(4)	3,570	0		3,060	(4)		0

8	0	0	55,000	55,000		55,000		3,850	3,850		3,300			3,300

At this point, assuming no additional activity (step ups, excess withdrawals, purchase payments, spousal continuation, contract ownership change, or PN program investment option changes), you can continue to withdraw up to either the GBP of $3,850 each year until the RBA is reduced to zero, or the ALP of $3,300 each year until the later of your death or the RBA is reduced to zero.

(1)	Allocation to the Moderately Aggressive investment option during a withdrawal phase will reset the benefit. The GBA is reset to the lesser of the prior GBA or the contract value. The RBA is reset to the lesser of the prior RBA or the contract value. The ALP (if established) is reset to the lesser of the prior ALP or 6% of the contract value. Any future withdrawals will reallocate your contract value to the Moderate investment option if you are invested more aggressively than the Moderate investment option.
(2)	The ALP and RALP are established on the contract anniversary date following the date the Covered Person reaches age 65 as 6% of the RBA.
(3)	The $6,300 withdrawal is greater than the $5,400 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the ALP, resetting the ALP to the lesser of the prior ALP or 6% of the contract value following the withdrawal.
(4)	The $10,000 withdrawal is greater than both the $6,300 RBP allowed under the basic withdrawal benefit and the $3,840 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the GBA, RBA, and ALP. The GBA is reset to the lesser of the prior GBA or the contract value following the withdrawal. The RBA is reset to the lesser of the prior RBA less the withdrawal or the contract value following the withdrawal. The ALP is reset to the lesser of the prior ALP or 6% of the contract value following the withdrawal.

RIVERSOURCE ACCESSCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 93

EXAMPLE #2: Single Life Benefit: Covered Person has reached 65 at the time the contract and rider are purchased.

Assumptions:

•	You purchase the contract with a payment of $100,000 and make no additional payments to the contract.

•	You are the sole owner and also the annuitant. You are age 65.

•	Automatic annual step-ups are applied each anniversary when available, where the contract value is greater than the RBA and/or 6% of the contract value is greater than the ALP. Applied annual step-ups are indicated in bold.

•	Your death occurs after 6 1/2 contract years and your spouse continues the contract and rider. Your spouse is over age 65 and is the new Covered Person.

			Hypothetical
Contract			Assumed
Duration	Purchase	Partial	Contract	Basic Withdrawal Benefit							Lifetime Withdrawal Benefit
in Years	Payments	Withdrawals	Value	GBA		RBA		GBP	RBP		ALP		RALP

At Issue	$100,000	$ N/A	$100,000	$100,000		$100,000		$7,000	$7,000		$6,000		$6,000

1	0	0	105,000	105,000		105,000		7,350	7,000	(1)	6,300		6,000	(1)

2	0	0	110,000	110,000		110,000		7,700	7,000	(1)	6,600		6,000	(1)

3	0	0	110,000	110,000		110,000		7,700	7,700	(2)	6,600		6,600	(2)

3.5	0	6,600	110,000	110,000		103,400		7,700	1,100		6,600		0

4	0	0	115,000	115,000		115,000		8,050	8,050		6,900		6,900

4.5	0	8,050	116,000	115,000		106,950		8,050	0		6,900	(3)	0

5	0	0	120,000	120,000		120,000		8,400	8,400		7,200		7,200

5.5	0	10,000	122,000	120,000	(4)	110,000	(4)	8,400	0		7,200	(4)	0

6	0	0	125,000	125,000		125,000		8,750	8,750		7,500		7,500

6.5	0	0	110,000	125,000		125,000		8,750	8,750		6,600	(5)	6,600	(5)

7	0	0	105,000	125,000		125,000		8,750	8,750		6,600		6,600

At this point, assuming no additional activity (step ups, excess withdrawals, purchase payments, contract ownership change, or PN program investment option changes), your spouse can continue to withdraw up to either the GBP of $8,750 each year until the RBA is reduced to zero, or the ALP of $6,600 each year until the later of your spouse’s death or the RBA is reduced to zero.

(1)	The Annual Step-up has not been applied to the RBP or RALP because any withdrawal after step up during the waiting period would reverse any prior step ups prior to determining if the withdrawal is excess. Therefore, during the Waiting Period, the RBP is the amount you can withdraw without incurring the GBA and RBA excess withdrawal processing, and the RALP is the amount you can withdraw without incurring the ALP excess withdrawal processing.
(2)	On the third anniversary (after the end of the Waiting Period), the RBP and RALP are set equal to the GBP and ALP, respectively.
(3)	The $8,050 withdrawal is greater than the $6,900 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the ALP, resetting the ALP to the lesser of the prior ALP or 6% of the contract value following the withdrawal.
(4)	The $10,000 withdrawal is greater than both the $8,400 RBP allowed under the basic withdrawal benefit and the $7,200 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the GBA, RBA, and ALP. The GBA is reset to the lesser of the prior GBA or the contract value following the withdrawal. The RBA is reset to the lesser of the prior RBA less the withdrawal or the contract value following the withdrawal. The ALP is reset to the lesser of the prior ALP or 6% of the contract value following the withdrawal.
(5)	At spousal continuation, the ALP is reset to the lesser of the prior ALP or 6% of the contract value and the RALP is reset to the ALP.

 94  RIVERSOURCE ACCESSCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

EXAMPLE #3: Joint Life Benefit: Younger Covered Spouse has not reached 65 at the time the contract and rider are purchased.

Assumptions:

•	You purchase the contract with a payment of $100,000 and make no additional payments to the contract.

•	You are age 59 and your spouse is age 60.

•	Automatic annual step-ups are applied each anniversary when available, where the contract value is greater than the RBA and/or 6% of the contract value is greater than the ALP. Applied Annual Step-ups are indicated in bold.

•	You elect the Moderate PN program investment option at issue. On the 1st contract anniversary, you elect to change to the Moderately Aggressive PN program investment option. The target investment option under the contract is the Moderate PN program investment option.

•	Your death occurs after 9 1/2 contract years and your spouse continues the contract and rider; the lifetime benefit is not reset.

			Hypothetical
Contract			Assumed
Duration	Purchase	Partial	Contract	Basic Withdrawal Benefit						Lifetime Withdrawal Benefit
in Years	Payments	Withdrawals	Value	GBA		RBA		GBP	RBP	ALP			RALP

At Issue	$100,000	$ N/A	$100,000	$100,000		$100,000		$7,000	$7,000	$	N/A		$	N/A

0.5	0	5,000	92,000	100,000		95,000		7,000	2,000		N/A			N/A

1	0	0	90,000	90,000	(1)	90,000	(1)	6,300	6,300		N/A			N/A

2	0	0	81,000	90,000		90,000		6,300	6,300		N/A			N/A

6	0	0	75,000	90,000		90,000		6,300	6,300		5,400	(2)		5,400	(2)

6.5	0	5,400	70,000	90,000		84,600		6,300	900		5,400			0

7	0	0	69,000	90,000		84,600		6,300	6,300		5,400			5,400

7.5	0	6,300	62,000	90,000		78,300		6,300	0		3,720	(3)		0

8	0	0	64,000	90,000		78,300		6,300	6,300		3,840			3,840

8.5	0	10,000	51,000	51,000	(4)	51,000	(4)	3,570	0		3,060	(4)		0

9	0	0	55,000	55,000		55,000		3,850	3,850		3,300			3,300

9.5	0	0	54,000	55,000		55,000		3,850	3,850		3,300			3,300

10	0	0	52,000	55,000		55,000		3,850	3,850		3,300			3,300

At this point, assuming no additional activity (step ups, excess withdrawals, purchase payments, or PN program investment option changes), your spouse can continue to withdraw up to either the GBP of $3,850 each year until the RBA is reduced to zero, or the ALP of $3,300 each year until the later of your spouse’s death or the RBA is reduced to zero.

(1)	The ALP and RALP are established on the contract anniversary date following the date the younger covered spouse reaches age 65 as 6% of the RBA.
(2)	Allocation to the Moderately Aggressive investment option during a withdrawal phase will reset the benefit. The GBA is reset to the lesser of the prior GBA or the contract value. The RBA is reset to the lesser of the prior RBA or the contract value. The ALP is reset to the lesser of the prior ALP or 6% of the contract value. Any future withdrawals will reallocate your contract value to the Moderate investment option if you are invested more aggressively than the Moderate investment option.
(3)	The $6,300 withdrawal is greater than the $5,400 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the ALP, resetting the ALP to the lesser of the prior ALP or 6% of the contract value following the withdrawal.
(4)	The $10,000 withdrawal is greater than both the $6,300 RBP allowed under the basic withdrawal benefit and the $3,840 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the GBA, RBA, and ALP. The GBA is reset to the lesser of the prior GBA or the contract value following the withdrawal. The RBA is reset to the lesser of the prior RBA less the withdrawal or the contract value following the withdrawal. The ALP is reset to the lesser of the prior ALP or 6% of the contract value following the withdrawal.

RIVERSOURCE ACCESSCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 95

EXAMPLE #4: Joint Life Benefit: Younger Covered Spouse has reached 65 at the time the contract and rider are purchased.

Assumptions:

•	You purchase the contract with a payment of $100,000 and make no additional payments to the contract

•	You are age 71 and your spouse is age 70.

•	Automatic annual step-ups are applied each anniversary when available, where the contract value is greater than the RBA and/or 6% of the contract value is greater than the ALP. Applied annual step-ups are indicated in bold.

•	Your death occurs after 6 1/2 contract years and your spouse continues the contract and rider; the lifetime benefit is not reset.

			Hypothetical
			Assumed
Contract	Purchase	Partial	Contract	Basic Withdrawal Benefit							Lifetime Withdrawal Benefit
Duration	Payments	Withdrawals	Value	GBA		RBA		GBP	RBP		ALP		RALP

At Issue	$100,000	$ N/A	$100,000	$100,000		$100,000		$7,000	$7,000		$6,000		$6,000

1	0	0	105,000	105,000		105,000		7,350	7,000	(1)	6,300		6,000	(1)

2	0	0	110,000	110,000		110,000		7,700	7,000	(1)	6,600		6,000	(1)

3	0	0	110,000	110,000		110,000		7,700	7,700	(2)	6,600		6,600	(2)

3.5	0	6,600	110,000	110,000		103,400		7,700	1,100		6,600		0

4	0	0	115,000	115,000		115,000		8,050	8,050		6,900		6,900

4.5	0	8,050	116,000	115,000		106,950		8,050	0		6,900	(3)	0

5	0	0	120,000	120,000		120,000		8,400	8,400		7,200		7,200

5.5	0	10,000	122,000	120,000	(4)	110,000	(4)	8,400	0		7,200	(4)	0

6	0	0	125,000	125,000		125,000		8,750	8,750		7,500		7,500

6.5	0	0	110,000	125,000		125,000		8,750	8,750		7,500		7,500

7	0	0	105,000	125,000		125,000		8,750	8,750		7,500		7,500

At this point, assuming no additional activity (step ups, excess withdrawals, purchase payments, or PN program investment option changes), your spouse can continue to withdraw up to either the GBP of $8,750 each year until the RBA is reduced to zero, or the ALP of $7,500 each year until the later of your spouse’s death or the RBA is reduced to zero.

(1)	The annual step-up has not been applied to the RBP or RALP because any withdrawal after step up during the waiting period would reverse any prior step ups prior to determining if the withdrawal is excess. Therefore, during the Waiting Period, the RBP is the amount you can withdraw without incurring the GBA and RBA excess withdrawal processing, and the RALP is the amount you can withdraw without incurring the ALP excess withdrawal processing.
(2)	On the third anniversary (after the end of the Waiting Period), the RBP and RALP are set equal to the GBP and ALP, respectively.
(3)	The $8,050 withdrawal is greater than the $6,900 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the ALP, resetting the ALP to the lesser of the prior ALP or 6% of the contract value following the withdrawal.
(4)	The $10,000 withdrawal is greater than both the $8,400 RBP allowed under the basic withdrawal benefit and the $7,200 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the GBA, RBA, and ALP. The GBA is reset to the lesser of the prior GBA or the contract value following the withdrawal. The RBA is reset to the lesser of the prior RBA less the withdrawal or the contract value following the withdrawal. The ALP is reset to the lesser of the prior ALP or 6% of the contract value following the withdrawal.

 96  RIVERSOURCE ACCESSCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

Appendix F: SecureSource Riders — Additional RMD Disclosure

This appendix describes our current administrative practice for determining the amount of withdrawals in any contract year which an owner may take under a SecureSource rider to satisfy the RMD rules under 401(a)(9) of the Code without application of the excess withdrawal processing described in the rider. We reserve the right to modify this administrative practice at any time upon 30 days’ written notice to you.

For owners subject to annual RMD rules under Section 401(a)(9) of the Code, the amounts you withdraw each year from this contract to satisfy these rules are not subject to excess withdrawal processing under the terms of the rider subject to the following rules and our current administrative practice:

(1)	If on the date we calculated your Annual Life Expectancy Required Minimum Distribution Amount (ALERMDA), it is greater than the RBP from the beginning of the current contract year,

•	Basic Additional Benefit Amount (BABA) will be set equal to that portion of your ALERMDA that exceeds the RBP from the beginning of the current contract year.
•	Any withdrawals taken in a contract year will count first against and reduce the RBP for that contract year.
•	Once the RBP for the current contract year has been depleted, any additional amounts withdrawn will count against and reduce the BABA. These withdrawals will not be considered excess withdrawals with regard to the GBA and RBA as long as they do not exceed the remaining BABA.
•	Once the BABA has been depleted, any additional withdrawal amounts will be considered excess withdrawals with regard to the GBA and RBA and will subject them all to the excess withdrawal processing described in the SecureSource rider.

(2)	If on the date we calculated your ALERMDA, it is greater than the RALP from the beginning of the current Contract Year,

•	A Lifetime Additional Benefit Amount (LABA) will be set equal to that portion of your ALERMDA that exceeds the RALP from the beginning of the current contract year.
•	Any withdrawals taken in a contract year will count first against and reduce the RALP for that contract year.
•	Once the RALP for the current contract year has been depleted, any additional amounts withdrawn will count against and reduce the LABA. These withdrawals will not be considered excess withdrawals with regard to the ALP as long as they do not exceed the remaining LABA. Withdrawals will not be considered excess withdrawals unless amounts withdrawn exceed combined RALP and LABA values.
•	Once the LABA has been depleted, any additional withdrawal amounts will be considered excess withdrawals with regard to the ALP and will subject the ALP to the excess withdrawal processing described by the SecureSource rider.

(3)	If the ALP is established on a policy anniversary where your current ALERMDA is greater than the new RALP,

•	An initial LABA will be set equal to that portion of your ALERMDA that exceeds the new RALP.
•	This new LABA will be immediately reduced by the amount that total withdrawals in the current calendar year exceed the new RALP, but shall not be reduced to less than zero.

The ALERMDA is:

(1)	determined by us each calendar year;

(2)	based on your initial purchase payment and not the actual contract value in the calendar year of contract issue and therefore may not be sufficient to allow you to withdraw your RMD without causing an excess withdrawal;

(3)	based solely on the value of the contract to which the SecureSource rider is attached as of the date we make the determination;

(4)	based on your recalculated life expectancy taken from the Uniform Lifetime Table under the Code; and

(5)	based on the company’s understanding and interpretation of the requirements for life expectancy distributions intended to satisfy the required minimum distribution rules under Code Section 401(a)(9) and the Treasury Regulations promulgated thereunder, as applicable on the effective date of this prospectus, to:

1.	an individual retirement annuity (Section 408(b));
2.	a Roth individual retirement account (Section 408A);
3.	a Simplified Employee Pension plan (Section 408(k));
4.	a tax-sheltered annuity rollover (Section 403(b)).

In the future, the requirements under the Code for such distributions may change and the life expectancy amount calculation provided under your SecureSource rider may not be sufficient to satisfy the requirements under the Code for these types of distributions. In such a situation, amounts withdrawn to satisfy such distribution requirements will exceed your available RBP or RALP amount and may result in the reduction of your GBA, RBA, and/or ALP as described under the excess withdrawal provision of the rider.

In cases where the Code does not allow the life expectancy of a natural person to be used to calculate the required minimum distribution amount (e.g., ownership by a trust or a charity), we will calculate the life expectancy RMD amount calculated by

RIVERSOURCE ACCESSCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 97

us as zero in all years. The life expectancy required minimum distribution amount calculated by us will also equal zero in all years.

Please contact your tax advisor about the impact of those rules prior to purchasing the SecureSource rider.

 98  RIVERSOURCE ACCESSCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

Appendix G: Example — Benefit Protector Death Benefit Rider

Example of the Benefit Protector

Assumptions:

•	You purchase the contract with a payment of $100,000 and you and the annuitant are under age 70; and

•	you select contract Option L with the MAV Death Benefit.

During the first contract year the contract value grows to $105,000. The MAV Death Benefit equals the contract value. You have not reached the first contract anniversary so the Benefit Protector does not provide any additional benefit at this time.

On the first contract anniversary the contract value grows to $110,000. The death benefit equals:
MAV death benefit (contract value):	$110,000
plus the Benefit Protector benefit which equals 40% of earnings at death
(MAV death benefit minus payments not previously withdrawn):
0.40 × ($110,000 – $100,000) =	+4,000

Total death benefit of:	$114,000
During the second contract year the contract value falls to $105,000. The death benefit equals:
MAV death benefit (MAV):	$110,000
plus the Benefit Protector benefit (40% of earnings at death):
0.40 × ($110,000 – $100,000) =	+4,000

Total death benefit of:	$114,000
During the third contract year the contract value remains at $105,000 and you request a partial withdrawal of $50,000, including the applicable 7% withdrawal charge for contract Option L. We will withdraw $10,500 from your contract value free of charge (10% of your prior anniversary’s contract value). The remainder of the withdrawal is subject to a 7% withdrawal charge because your payment is in the third year of the withdrawal charge schedule, so we will withdraw $39,500 ($36,735 + $2,765 in withdrawal charges) from your contract value. Altogether, we will withdraw $50,000 and pay you $47,235. We calculate purchase payments not previously withdrawn as $100,000 – $45,000 = $55,000 (remember that $5,000 of the partial withdrawal is contract earnings). The death benefit on equals:

MAV Death Benefit (MAV adjusted for partial withdrawals):	$57,619
plus the Benefit Protector benefit (40% of earnings at death):
0.40 × ($57,619 – $55,000) =	+1,048

Total death benefit of:	$58,667
On the third contract anniversary the contract value falls to $40,000. The death benefit equals the previous death benefit. The reduction in contract value has no effect.
On the ninth contract anniversary the contract value grows to a new high of $200,000. Earnings at death reaches its maximum of 250% of purchase payments not previously withdrawn that are one or more years old.

The death benefit equals:
MAV Death Benefit (contract value):	$200,000
plus the Benefit Protector benefit (40% of earnings at death, up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old)	+55,000

Total death benefit of:	$255,000
During the tenth contract year you make an additional purchase payment of $50,000. Your new contract value is now $250,000. The new purchase payment is less than one year old and so it has no effect on the Benefit Protector value. The death benefit equals:

MAV Death Benefit (contract value):	$250,000
plus the Benefit Protector benefit (40% of earnings at death, up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old)	+55,000

Total death benefit of:	$305,000

RIVERSOURCE ACCESSCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 99

During the eleventh contract year the contract value remains $250,000 and the “new” purchase payment is one year old and the value of the Benefit Protector changes. The death benefit equals:
MAV Death Benefit (contract value):	$250,000
plus the Benefit Protector benefit which equals 40% of earnings at death (MAV death benefit minus payments not previously withdrawn):
0.40 × ($250,000 – $105,000) =	+58,000

Total death benefit of:	$308,000

 100  RIVERSOURCE ACCESSCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

Appendix H: Example — Benefit Protector Plus Death Benefit Rider

Example of the Benefit Protector Plus

Assumptions:

•	You purchase the contract with a payment of $100,000 and you and the annuitant are under age 70; and

•	you select contract Option L with the MAV Death Benefit.

During the first contract year the contract value grows to $105,000. The MAV Death Benefit on equals the contract value. You have not reached the first contract anniversary so the Benefit Protector Plus does not provide any additional benefit at this time.

On the first contract anniversary the contract value grows to $110,000. You have not reached the second contract anniversary so the Benefit Protector Plus does not provide any benefit beyond what is provided by the Benefit Protector at this time. The death benefit equals:

MAV Death Benefit (contract value):	$110,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death
(MAV Death Benefit minus payments not previously withdrawn):
0.40 × ($110,000 – $100,000) =	+4,000

Total death benefit of:	$114,000
On the second contract anniversary the contract value falls to $105,000. The death benefit equals:
MAV Death Benefit (MAV):	$110,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death:
0.40 × ($110,000 – $100,000) =	+4,000
plus 10% of purchase payments made within 60 days of contract issue and not previously withdrawn: 0.10 × $100,000 =	+10,000

Total death benefit of:	$124,000
During the third contract year the contract value remains at $105,000 and you request a partial withdrawal of $50,000, including the applicable 7% withdrawal charge for contract Option L. We will withdraw $10,500 from your contract value free of charge (10% of your prior anniversary’s contract value). The remainder of the withdrawal is subject to a 7% withdrawal charge because your payment is in the third year of the withdrawal charge schedule, so we will withdraw $39,500 ($36,735 + $2,765 in withdrawal charges) from your contract value. Altogether, we will withdraw $50,000 and pay you $47,235. We calculate purchase payments not previously withdrawn as $100,000 – $45,000 = $55,000 (remember that $5,000 of the partial withdrawal is contract earnings). The death benefit equals:

MAV Death Benefit (MAV adjusted for partial withdrawals):	$57,619
plus the Benefit Protector Plus benefit which equals 40% of earnings at death:
0.40 × ($57,619 – $55,000) =	+1,048
plus 10% of purchase payments made within 60 days of contract issue
and not previously withdrawn: 0.10 × $55,000 =	+5,500

Total death benefit of:	$64,167
On the third contract anniversary the contract value falls to $40,000. The death benefit equals the previous death benefit. The reduction in contract value has no effect.
On the ninth contract anniversary the contract value grows to a new high of $200,000. Earnings at death reaches its maximum of 250% of purchase payments not previously withdrawn that are one or more years old. Because we are beyond the fourth contract anniversary the Benefit Protector Plus also reaches its maximum of 20%. The death benefit equals:

MAV Death Benefit (contract value):	$200,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death, up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old	+55,000
plus 20% of purchase payments made within 60 days of contract issue and not previously withdrawn: 0.20 × $55,000 =	+11,000

Total death benefit of:	$266,000

RIVERSOURCE ACCESSCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 101

During the tenth contract year you make an additional purchase payment of $50,000. Your new contract value is now $250,000. The new purchase payment is less than one year old and so it has no effect on the Benefit Protector Plus value. The death benefit equals:

MAV Death Benefit (contract value):	$250,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death, up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old	+55,000
plus 20% of purchase payments made within 60 days of contract issue and not previously withdrawn: 0.20 × $55,000 =	+11,000

Total death benefit of:	$316,000
During the eleventh contract year the contract value remains $250,000 and the “new” purchase payment is one year old. The value of the Benefit Protector Plus remains constant. The death benefit equals:

MAV Death Benefit (contract value):	$250,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death (MAV Death Benefit minus payments not previously withdrawn):
0.40 × ($250,000 – $105,000) =	+58,000
plus 20% of purchase payments made within 60 days of contract issue and not previously withdrawn: 0.20 × $55,000 =	+11,000

Total death benefit of:	$319,000

 102  RIVERSOURCE ACCESSCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

Appendix I: Asset Allocation Program for Contracts With Applications Signed Before May 1, 2006

ASSET ALLOCATION PROGRAM
For contracts with applications signed before May 1, 2006, we offered an asset allocation program. You could elect to participate in the asset allocation program, and there is no additional charge. If you purchased an optional Accumulation Protector Benefit rider, Guarantor Withdrawal Benefit rider or Income Assurer Benefit rider, you are required to participate in the asset allocation program under the terms of the rider.

This asset allocation program allows you to allocate your contract value to a model portfolio that consists of subaccounts and may include certain GPAs (if available under the asset allocation program), which represent various asset classes. By spreading your contract value among these various asset classes, you may be able to reduce the volatility in your contract value, but there is no guarantee that this will occur.

Asset allocation does not guarantee that your contract will increase in value nor will it protect against a decline in value if market prices fall. If you choose or are required to participate in the asset allocation program, you are responsible for determining which model portfolio is best for you. Your investment professional can help you make this determination. In addition, your investment professional may provide you with an investor questionnaire, a tool that can help you determine which model portfolio is suited to your needs based on factors such as your investment goals, your tolerance for risk, and how long you intend to invest.

Under the asset allocation program, we have offered five model portfolios ranging from conservative to aggressive. You may not use more than one model portfolio at a time. You are allowed to request a change to another model portfolio twice per contract year. Each model portfolio specifies allocation percentages to each of the subaccounts and any GPAs that make up that model portfolio. By participating in the asset allocation program, you authorize us to invest your contract value in the subaccounts and any GPAs according to the allocation percentages stated for the specific model portfolio you have selected. You also authorize us to automatically rebalance your contract value quarterly beginning three months after the effective date of your contract in order to maintain alignment with the allocation percentages specified in the model portfolio.

Special rules will apply to the GPAs if they are included in a model portfolio. Under these rules:

•	no MVA will apply when rebalancing occurs within a specific model portfolio (but an MVA may apply if you elect to transfer to a new model portfolio); and

•	no MVA will apply when you elect an annuity payout plan while your contract value is invested in a model portfolio (see “Guarantee Period Accounts — Market Value Adjustment”).

Under the asset allocation program, the subaccounts and/or any GPAs that make up the model portfolio you selected and the allocation percentages to those subaccounts and/or any GPAs will not change unless we adjust the composition of the model portfolio to reflect the liquidation, substitution or merger of an underlying fund, a change of investment objective by an underlying fund or when an underlying fund stops selling its shares to the variable account. We reserve the right to change the terms and conditions of the asset allocation program upon written notice to you.

If permitted under applicable securities law, we reserve the right to:

•	reallocate your current model portfolio to an updated version of your current model portfolio; or

•	substitute a fund of funds for your current model portfolio.

We also reserve the right to discontinue the asset allocation program. We will give you 30 days’ written notice of any such change.

If you elected to participate in the asset allocation program, you may discontinue your participation in the program at any time by giving us written notice. Upon cancellation, automated rebalancing associated with the asset allocation program will end. You can elect to participate in the asset allocation program again at any time.

RIVERSOURCE ACCESSCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 103

Appendix J: Guarantor Withdrawal Benefit for Life Rider

GUARANTOR WITHDRAWAL BENEFIT FOR LIFE RIDER
The Guarantor Withdrawal Benefit for Life rider is an optional benefit that you may select for an additional annual charge if(1):

•	your contract application was signed on or after May 1, 2006;

•	the rider is available in your state; and

•	you and the annuitant are 80 or younger on the date the contract is issued.

(1)	The Guarantor Withdrawal Benefit for Life rider is not available under an inherited qualified annuity.

You must elect the Guarantor Withdrawal Benefit for Life rider when you purchase your contract. The rider effective date will be the contract issue date.

The Guarantor Withdrawal Benefit for Life rider guarantees that you will be able to withdraw up to a certain amount each year from the contract, regardless of the investment performance of your contract before the annuity payments begin, until you have recovered at minimum all of your purchase payments. And, under certain limited circumstances defined in the rider, you have the right to take a specified amount of partial withdrawals in each contract year until death (see “At Death” heading below) — even if the contract value is zero.

Your contract provides for annuity payouts to begin on the retirement date (see “Buying Your Contract — The Retirement Date”). Before the retirement date, you have the right to withdraw some or all of your contract value, less applicable administrative, withdrawal and rider charges imposed under the contract at the time of the withdrawal (see “Making the Most of Your Contract — Withdrawals”). Because your contract value will fluctuate depending on the performance of the underlying funds in which the subaccounts invest, the contract itself does not guarantee that you will be able to take a certain withdrawal amount each year before the annuity payouts begin, nor does it guarantee the length of time over which such withdrawals can be made before the annuity payouts begin.

The Guarantor Withdrawal Benefit for Life rider may be appropriate for you if you intend to make periodic withdrawals from your annuity contract and wish to ensure that market performance will not adversely affect your ability to withdraw your principal over time.

Under the terms of the Guarantor Withdrawal Benefit for Life rider, the calculation of the amount which can be withdrawn in each contract year varies depending on several factors, including but not limited to the waiting period (see “Waiting period” heading below) and whether or not the lifetime withdrawal benefit has become effective:

(1)	The basic withdrawal benefit gives you the right to take limited partial withdrawals in each contract year and guarantees that over time the withdrawals will total an amount equal to, at minimum, your purchase payments. Key terms associated with the basic withdrawal benefit are “Guaranteed Benefit Payment (GBP),” “Remaining Benefit Payment (RBP),” “Guaranteed Benefit Amount (GBA),” and “Remaining Benefit Amount (RBA).” See these headings below for more information.

(2)	The lifetime withdrawal benefit gives you the right, under certain limited circumstances defined in the rider, to take limited partial withdrawals until the later of death (see “At Death” heading below) or until the RBA (under the basic withdrawal benefit) is reduced to zero. Key terms associated with the lifetime withdrawal benefit are “Annual Lifetime Payment (ALP),” “Remaining Annual Lifetime Payment (RALP),” “Covered Person,” and “Annual Lifetime Payment Attained Age (ALPAA).” See these headings below for more information.

Only the basic withdrawal benefit will be in effect prior to the date that the lifetime withdrawal benefit becomes effective. The lifetime withdrawal benefit becomes effective automatically on the rider anniversary date after the covered person reaches age 65, or the rider effective date if the covered person is age 65 or older on the rider effective date (see “Annual Lifetime Payment Attained Age (ALPAA)” heading below).

Provided annuity payouts have not begun, the Guarantor Withdrawal Benefit for Life rider guarantees that you may take the following partial withdrawal amounts each contract year:

•	After the waiting period and before the establishment of the ALP, the rider guarantees that each year you can cumulatively withdraw an amount equal to the GBP;

•	During the waiting period and before the establishment of the ALP, the rider guarantees that each year you can cumulatively withdraw an amount equal to the value of the RBP at the beginning of the contract year;

•	After the waiting period and after the establishment of the ALP, the rider guarantees that each year you have the option to cumulatively withdraw an amount equal the ALP or the GBP, but the rider does not guarantee withdrawals of the sum of both the ALP and the GBP in a contract year;

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•	During the waiting period and after the establishment of the ALP, the rider guarantees that each year you have the option to cumulatively withdraw an amount equal to the value of the RALP or the RBP at the beginning of the contract year, but the rider does not guarantee withdrawals of the sum of both the RALP and the RBP in a contract year.

If you withdraw less than the allowed partial withdrawal amount in a contract year, the unused portion cannot be carried over to the next contract year. As long as your partial withdrawals in each contract year do not exceed the annual partial withdrawal amount allowed under the rider, and there has not been a contract ownership change or spousal continuation of the contract, the guaranteed amounts available for partial withdrawals are protected (i.e., will not decrease).

If you withdraw more than the allowed partial withdrawal amount in a contract year, we call this an “excess withdrawal” under the rider. Excess withdrawals trigger an adjustment of a benefit’s guaranteed amount, which may cause it to be reduced (see “GBA Excess Withdrawal Processing,” “RBA Excess Withdrawal Processing,” and “ALP Excess Withdrawal Processing” headings below).

Please note that each of the two benefits has its own definition of the allowed annual withdrawal amount. Therefore a partial withdrawal may be considered an excess withdrawal for purposes of the lifetime withdrawal benefit only, the basic withdrawal benefit only, or both.

If your withdrawals exceed the greater of the RBP or the RALP, withdrawal charges under the terms of the contract may apply (see “Charges — Withdrawal Charges”). The amount we actually deduct from your contract value will be the amount you request plus any applicable withdrawal charge. Market value adjustments, if applicable, will also be made (see “Guarantee Period Accounts (GPAs) — Market Value Adjustment”). We pay you the amount you request. Any partial withdrawals you take under the contract will reduce the value of the death benefits (see “Benefits in Case of Death”). Upon full withdrawal of the contract, you will receive the remaining contract value less any applicable charges (see “Making the Most of Your Contract — Withdrawals”).

The rider’s guaranteed amounts can be increased at the specified intervals if your contract value has increased. An annual step up feature is available at each contract anniversary, subject to certain conditions, and may be applied automatically to your contract or may require you to elect the step up (see “Annual Step Up” heading below). If you exercise the annual step up election, the spousal continuation step up election (see “Spousal Continuation Step Up” heading below) or change your Portfolio Navigator model portfolio, the rider charge may change (see “Charges”).

If you take withdrawals during the waiting period, any prior steps ups applied will be reversed and step ups will not be available until the third rider anniversary. You may take withdrawals after the waiting period without reversal of prior step ups.

You should consider whether the Guarantor Withdrawal Benefit for Life rider is appropriate for you because:

•	Lifetime Withdrawal Benefit Limitations: The lifetime withdrawal benefit is subject to certain limitations, including but not limited to:

(a)	Once the contract value equals zero, payments are made for as long as the oldest owner or annuitant is living (see “If Contract Value Reduces to Zero” heading below). However, if the contract value is greater than zero, the lifetime withdrawal benefit terminates at the first death of any owner or annuitant except as otherwise provided below (see “At Death” heading below). Therefore, if there are multiple contract owners or the annuitant is not an owner, the rider may terminate or the lifetime withdrawal benefit may be reduced. This possibility may present itself when:

(i)	There are multiple contract owners — when one of the contract owners dies the benefit terminates even though other contract owners are still living (except if the contract is continued under the spousal continuation provision of the contact); or

(ii)	The owner and the annuitant are not the same persons — if the annuitant dies before the owner, the benefit terminates even though the owner is still living. This is could happen, for example, when the owner is younger than the annuitant. This risk increases as the age difference between owner and annuitant increases.

(b)	Excess withdrawals can reduce the ALP to zero even though the GBA, RBA, GBP and/or RBP values are greater than zero. If the both the ALP and the contract value are zero, the lifetime withdrawal benefit will terminate.

(c)	When the lifetime withdrawal benefit is first established, the initial ALP is based on the basic withdrawal benefit’s RBA at that time (see “Annual Lifetime Payment (ALP)” heading below), unless there has been a spousal continuation or ownership change. Any withdrawal you take before the ALP is established reduces the RBA and therefore may result in a lower amount of lifetime withdrawals you are allowed to take.

(d)	Withdrawals can reduce both the contract value and the RBA to zero prior to the establishment of the ALP. If this happens, the contract and the Guarantor Withdrawal Benefit for Life rider will terminate.

•	Use of Portfolio Navigator Program Required: You must be invested in one of the available PN program investment options. This requirement limits your choice of investments. This means you will not be able to allocate contract value to all

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of the subaccounts, GPAs or the one-year fixed account that are available under the contract to contract owners who do not elect this rider. (See “Making the Most of Your Contract — Portfolio Navigator Program.”) You may allocate purchase payments to the DCA fixed account, when available, and we will make monthly transfers into the PN program investment option you have chosen. Subject to state restrictions, we reserve the right to limit the number of investment options from which you can select based on the dollar amount of purchase payments you make.

•	Limitations on Purchase of Other Riders under this Contract: If you select the Guarantor Withdrawal Benefit for Life rider, you may not elect the Accumulation Protector Benefit rider.

•	Non-Cancelable: Once elected, the Guarantor Withdrawal Benefit for Life rider may not be cancelled and the fee will continue to be deducted until the contract is terminated, the contract value reduces to zero (described below) or annuity payouts begin.

•	Limitations on Purchase Payments: We reserve the right to limit the cumulative amount of purchase payments, subject to state restrictions. For current purchase payment limitations, please see “Buying Your Contract — Purchase Payments.”

•	Interaction with Total Free Amount (TFA) contract provision: The TFA is the amount you are allowed to withdraw from the contract in each contract year without incurring a withdrawal charge (see “Charges — Withdrawal Charge”). The TFA may be greater than the RBP or RALP under this rider. Any amount you withdraw under the contract’s TFA provision that exceeds the RBP or RALP is subject to the excess withdrawal processing described below for the GBA, RBA and ALP.

You should consult your tax advisor before you select this optional rider if you have any questions about the use of this rider in your tax situation:

•	Tax Considerations for Nonqualified Annuities: Under current federal income tax law, withdrawals under nonqualified annuities, including partial withdrawals taken from the contract under the terms of this rider, are treated less favorably than amounts received as annuity payments under the contract (see “Taxes — Nonqualified Annuities”). Withdrawals are taxable income to the extent of earnings. Withdrawals of earnings before age 59 1/2 may incur a 10% IRS early withdrawal penalty.

•	Tax Considerations for Qualified Annuities: Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract (see “Taxes — Qualified Annuities — Required Minimum Distributions”). If you have a qualified annuity, you may need to take an RMD that exceeds the specified amount of withdrawal available under the rider. Partial withdrawals in any contract year that exceed the guaranteed amount available for withdrawal may reduce future benefits guaranteed under the rider. While the rider permits certain excess withdrawals to be made for the purpose of satisfying RMD requirements for this contract alone without reducing future benefits guaranteed under the rider, there can be no guarantee that changes in the federal income tax law after the effective date of the rider will not require a larger RMD to be taken, in which case, future guaranteed withdrawals under the rider could be reduced. Additionally, RMD rules follow the calendar year which most likely does not coincide with your contract year and therefore may limit when you can take your RMD and not be subject to excess withdrawal processing.

For owners subject to annual RMD rules under Section 401(a)(9) of the Code, the amounts you withdraw each year from this contract to satisfy these rules are not subject to excess withdrawal processing under the terms of the rider subject to the following rules and our current administrative practice:

(1)	If on the date we calculated your Annual Life Expectancy Required Minimum Distribution Amount (ALERMDA), it is greater than the RBP from the beginning of the current contract year,

•	Basic Additional Benefit Amount (BABA) will be set equal to that portion of your ALERMDA that exceeds the RBP from the beginning of the current contract year.

•	Any withdrawals taken in a contract year will count first against and reduce the RBP for that contract year.

•	Once the RBP for the current contract year has been depleted, any additional amounts withdrawn will count against and reduce the BABA. These withdrawals will not be considered excess withdrawals with regard to the GBA and RBA as long as they do not exceed the remaining BABA.

•	Once the BABA has been depleted, any additional withdrawal amounts will be considered excess withdrawals with regard to the GBA and RBA and will subject them all to the excess withdrawal processing described in the Guarantor Withdrawal Benefit for Life rider.

(2)	If on the date we calculated your ALERMDA, it is greater than the RALP from the beginning of the current Contract Year,

•	A Lifetime Additional Benefit Amount (LABA) will be set equal to that portion of your ALERMDA that exceeds the RALP from the beginning of the current contract year.

•	Any withdrawals taken in a contract year will count first against and reduce the RALP for that contract year.

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•	Once the RALP for the current contract year has been depleted, any additional amounts withdrawn will count against and reduce the LABA. These withdrawals will not be considered excess withdrawals with regard to the ALP as long as they do not exceed the remaining LABA.

•	Once the LABA has been depleted, any additional withdrawal amounts will be considered excess withdrawals with regard to the ALP and will subject the ALP to the excess withdrawal processing described by the Guarantor Withdrawal Benefit for Life rider.

(3)	If the ALP is established on a policy anniversary where your current ALERMDA is greater than the new RALP,

•	An initial LABA will be set equal to that portion of your ALERMDA that exceeds the new RALP.

•	This new LABA will be immediately reduced by the amount that total withdrawals in the current calendar year exceed the new RALP, but shall not be reduced to less than zero.

The Annual Life Expectancy Required Minimum Distribution Amount (ALERMDA) is:

(1) determined by us each calendar year;

(2)	based solely on the value of the contract to which the Guarantor Withdrawal Benefit for Life rider is attached as of the date we make the determination; and

(3)	is otherwise based on the company’s understanding and interpretation of the requirements for life expectancy distributions intended to satisfy the required minimum distribution rules under Code Section 401(a)(9) and the Treasury Regulations promulgated thereunder, as applicable on the effective date of this prospectus, to:

1.	an individual retirement annuity (Section 408(b));

2.	a Roth individual retirement account (Section 408A);

3.	a Simplified Employee Pension plan (Section 408(k));

4.	a tax-sheltered annuity rollover (Section 403(b)).

We reserve the right to discontinue our administrative practice described above and will give you 30 days’ written notice of any such change.

In the future, the requirements under the Code for such distributions may change and the life expectancy amount calculation provided under your Guarantor Withdrawal Benefit for Life rider may not be sufficient to satisfy the requirements under the Code for these types of distributions. In such a situation, amounts withdrawn to satisfy such distribution requirements will exceed your available RBP or RALP amount and may result in the reduction of your GBA, RBA, and/or ALP as described under the excess withdrawal provision of the rider.

In cases where the Code does not allow the life expectancy of a natural person to be used to calculate the required minimum distribution amount (e.g., ownership by a trust or a charity), we will calculate the life expectancy RMD amount calculated by us as zero in all years. The life expectancy required minimum distribution amount calculated by us will also equal zero in all years.

•	Limitations on TSAs: Your right to take withdrawals is restricted if your contract is a TSA (see “TSA — Special Provisions”). Therefore, the Guarantor Withdrawal Benefit for Life rider may be of limited value to you.

For an example, see “Examples of Guarantor Withdrawal Benefit for Life” below.

Key terms and provisions of the Guarantor Withdrawal Benefit for Life rider are described below:
Partial Withdrawals: A withdrawal of an amount that does not result in a surrender of the contract. The partial withdrawal amount is a gross amount and will include any withdrawal charge and any market value adjustment.

Waiting period: The period of time starting on the rider effective date during which the annual step up is not available if you take withdrawals. The current waiting period is three years.

Guaranteed Benefit Amount (GBA): The total cumulative amount available for partial withdrawals over the life of the rider under the basic withdrawal benefit. The maximum GBA is $5,000,000. The GBA cannot be withdrawn and is not payable as a death benefit. Rather, the GBA is an interim value used to calculate the amount available for withdrawals each year under the basic withdrawal benefit (see “Guaranteed Benefit Payment” below). At any time, the total GBA is the sum of the individual GBAs associated with each purchase payment.

The GBA is determined at the following times, calculated as described:

•	At contract issue — the GBA is equal to the initial purchase payment.

•	When you make additional purchase payments — each additional purchase payment has its own GBA equal to the amount of the purchase payment.

•	At step up — (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

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•	When an individual RBA is reduced to zero — the GBA that is associated with that RBA will also be set to zero.

•	When you make a partial withdrawal during the waiting period and after a step up — Any prior annual step ups will be reversed. Step up reversal means that the GBA associated with each purchase payment will be reset to the amount of that purchase payment. The step up reversal will only happen once during the waiting period, when the first partial withdrawal is made.

•	When you make a partial withdrawal at any time and the amount withdrawn is:

(a)	less than or equal to the total RBP — the GBA remains unchanged. If there have been multiple purchase payments, both the total GBA and each payment’s GBA remain unchanged.

(b)	is greater than the total RBP — GBA excess withdrawal processing will be applied to the GBA. If the partial withdrawal is made during the waiting period, the excess withdrawal processing is applied AFTER any previously applied annual step ups have been reversed.

GBA EXCESS WITHDRAWAL PROCESSING
The total GBA will automatically be reset to the lesser of (a) the total GBA immediately prior to the withdrawal; or (b) the contract value immediately following the withdrawal. If there have been multiple purchase payments, each payment’s GBA after the withdrawal will be reset to equal that payment’s RBA after the withdrawal plus (a) times (b), where:

(a)	is the ratio of the total GBA after the withdrawal less the total RBA after the withdrawal to the total GBA before the withdrawal less the total RBA after the withdrawal; and

(b)	is each payment’s GBA before the withdrawal less that payment’s RBA after the withdrawal.

Remaining Benefit Amount (RBA): Each withdrawal you make reduces the amount that is guaranteed by this rider as future withdrawals. At any point in time, the RBA equals the amount of GBA that remains available for withdrawals for the remainder of the contract’s life, and total RBA is the sum of the individual RBAs associated with each purchase payment. The maximum RBA is $5,000,000.

The RBA is determined at the following times, calculated as described:

•	At contract issue — the RBA is equal to the initial purchase payment.

•	When you make additional purchase payments — each additional purchase payment has its own RBA initially set equal to that payment’s GBA (the amount of the purchase payment).

•	At step up — (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

•	When you make a partial withdrawal during the waiting period and after a step up — Any prior annual step ups will be reversed. Step up reversal means that the RBA associated with each purchase payment will be reset to the amount of that purchase payment. The step up reversal will only happen once during the waiting period, when the first partial withdrawal is made.

•	When you make a partial withdrawal at any time and the amount withdrawn is:

(a)	less than or equal to the total RBP — the total RBA is reduced by the amount of the withdrawal. If there have been multiple purchase payments, each payment’s RBA is reduced in proportion to its RBP.

(b)	is greater than the total RBP — RBA excess withdrawal processing will be applied to the RBA. If the partial withdrawal is made during the waiting period, the excess withdrawal processing is applied AFTER any previously applied annual step ups have been reversed.

RBA EXCESS WITHDRAWAL PROCESSING
The total RBA will automatically be reset to the lesser of (a) the contract value immediately following the withdrawal, or (b) the total RBA immediately prior to the withdrawal, less the amount of the withdrawal.

If there have been multiple purchase payments, both the total RBA and each payment’s RBA will be reset. The total RBA will be reset according to the excess withdrawal processing described above. Each payment’s RBA will be reset in the following manner:

1.	The withdrawal amount up to the total RBP is taken out of each RBA bucket in proportion to its individual RBP at the time of the withdrawal; and

2.	The withdrawal amount above the total RBP and any amount determined by the excess withdrawal processing are taken out of each RBA bucket in proportion to its RBA at the time of the withdrawal.

Guaranteed Benefit Payment (GBP): At any time, the amount available for partial withdrawals in each contract year after the waiting period, until the RBA is reduced to zero, under the basic withdrawal benefit. At any point in time, each purchase

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payment has its own GBP, which is equal to the lesser of that payment’s RBA or 7% of that payment’s GBA, and the total GBP is the sum of the individual GBPs.

During the waiting period, the guaranteed annual withdrawal amount may be less than the GBP due to the limitations the waiting period imposes on your ability to utilize both annual step-ups and withdrawals (see “Waiting Period” heading above). The guaranteed annual withdrawal amount during the waiting period is equal to the value of the RBP at the beginning of the contract year.

The GBP is determined at the following times, calculated as described:

•	At contract issue — the GBP is established as 7% of the GBA value.

•	At each contract anniversary — each payment’s GBP is reset to the lesser of that payment’s RBA or 7% of that payment’s GBA value.

•	When you make additional purchase payments — each additional purchase payment has its own GBP equal to 7% of the purchase payment amount.

•	At step up — (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

•	When an individual RBA is reduced to zero — the GBP associated with that RBA will also be reset to zero.

•	When you make a partial withdrawal during the waiting period and after a step up — Any prior annual step ups will be reversed. Step up reversal means that the GBA and the RBA associated with each purchase payment will be reset to the amount of that purchase payment. Each payment’s GBP will be reset to 7% of that purchase payment. The step up reversal will only happen once during the waiting period, when the first partial withdrawal is made.

•	When you make a partial withdrawal at any time and the amount withdrawn is:

(a)	less than or equal to the total RBP — the GBP remains unchanged.

(b)	is greater than the total RBP — each payment’s GBP is reset to the lesser of that payment’s RBA or 7% of that payment’s GBA value, based on the RBA and GBA after the withdrawal. If the partial withdrawal is made during the waiting period, the excess withdrawal processing is applied AFTER any previously applied annual step ups have been reversed.

Remaining Benefit Payment (RBP): The amount available for partial withdrawals for the remainder of the contract year under the basic withdrawal benefit. At any point in time, the total RBP is the sum of the RBPs for each purchase payment. During the waiting period, when the guaranteed amount maybe less than the GBP, the value of the RBP at the beginning of the contract year will be that amount that is actually guaranteed each contract year.

The RBP is determined at the following times, calculated as described:

•	At the beginning of each contract year during the waiting period and prior to any withdrawal — the RBP for each purchase payment is set equal to that purchase payment multiplied by 7%.

•	At the beginning of any other contract year — the RBP for each purchase payment is set equal to that purchase payment’s GBP.

•	When you make additional purchase payments — each additional purchase payment has its own RBP equal to that payment’s GBP.

•	At step up — (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

•	At spousal continuation — (see “Spousal Option to Continue the Contract” heading below).

•	When an individual RBA is reduced to zero — the RBP associated with that RBA will also be reset to zero.

•	When you make any partial withdrawal — the total RBP is reset to equal the total RBP immediately prior to the partial withdrawal less the amount of the partial withdrawal, but not less than zero. If there have been multiple purchase payments, each payment’s RBP is reduced proportionately. If you withdraw an amount greater than the RBP, GBA excess withdrawal processing and RBA excess withdrawal processing are applied and the amount available for future partial withdrawals for the remainder of the contract’s life may be reduced by more than the amount of withdrawal. When determining if a withdrawal will result in the excess withdrawal processing, the applicable RBP will not yet reflect the amount of the current withdrawal.

Covered Person: The person whose life is used to determine when the ALP is established, and the duration of the ALP payments. The Covered Person is the oldest contract owner or annuitant. The covered person may change during the contract’s life if there is a spousal continuation or a change of contract ownership. If the covered person changes, we recompute the benefits guaranteed by the rider, based on the life of the new covered person, which may reduce the amount of the lifetime withdrawal benefit.

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Annual Lifetime Payment Attained Age (ALPAA): The covered person’s age after which time the lifetime benefit can be established. Currently, the lifetime benefit can be established on the later of the contract effective date or the contract anniversary date on/following the date the covered person reaches age 65.

Annual Lifetime Payment (ALP): Once established, the ALP at any time is the amount available for withdrawals in each contract year after the waiting period until the later of death (see “At Death” heading below), or the RBA is reduced to zero, under the lifetime withdrawal benefit. The maximum ALP is $300,000. Prior to establishment of the ALP, the lifetime withdrawal benefit is not in effect and the ALP is zero.

During the waiting period, the guaranteed annual lifetime withdrawal amount may be less than the ALP due to the limitations the waiting period imposes on your ability to utilize both annual step-ups and withdrawals (see “Waiting Period” heading above). The guaranteed annual lifetime withdrawal amount during the waiting period is equal to the value of the RALP at the beginning of the contract year.

The ALP is determined at the following times:

•	The later of the contract effective date or the contract anniversary date on/following the date the covered person reaches age 65 — the ALP is established as 6% of the total RBA.

•	When you make additional purchase payments — each additional purchase payment increases the ALP by 6% of the amount of the purchase payment.

•	At step ups — (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

•	At contract ownership change — (see “Spousal Option to Continue the Contract” and “Contract Ownership Change” headings below).

•	When you make a partial withdrawal during the waiting period and after a step up — Any prior annual step ups will be reversed. Step up reversal means that the ALP will be reset to equal total purchase payments multiplied by 6%. The step up reversal will only happen once during the waiting period, when the first partial withdrawal is made.

•	When you make a partial withdrawal at any time and the amount withdrawn is:

(a)	less than or equal to the RALP — the ALP remains unchanged.

(b)	is greater than the RALP — ALP excess withdrawal processing will be applied to the ALP. If the partial withdrawal is made during the waiting period, the excess withdrawal processing are applied AFTER any previously applied annual step ups have been reversed.

ALP EXCESS WITHDRAWAL PROCESSING
The ALP is reset to the lesser of the ALP immediately prior to the withdrawal, or 6% of the contract value immediately following the withdrawal.

Remaining Annual Lifetime Payment (RALP): The amount available for partial withdrawals for the remainder of the contract year under the lifetime withdrawal benefit. During the waiting period, when the guaranteed annual withdrawal amount may be less than the ALP, the value of the RALP at the beginning of the contract year will be the amount that is actually guaranteed each contract year. Prior to establishment of the ALP, the lifetime withdrawal benefit is not in effect and the RALP is zero.

The RALP is determined at the following times:

•	The later of the contract effective date or the contract anniversary date following the date the covered person reaches age 65, and:

(a) During the waiting period and prior to any withdrawals — the RALP is established equal to 6% of purchase payments.

(b) At any other time — the RALP is established equal to the ALP.

•	At the beginning of each contract year during the waiting period and prior to any withdrawals — the RALP is set equal to the total purchase payments, multiplied by 6%.

•	At the beginning of any other contract year — the RALP is set equal to ALP.

•	When you make additional purchase payments — each additional purchase payment increases the RALP by 6% of the amount of the purchase payment.

•	At step ups — (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

•	When you make any partial withdrawal — the RALP equals the RALP immediately prior to the partial withdrawal less the amount of the partial withdrawal, but not less than zero. If you withdraw an amount greater than the RALP, ALP excess withdrawal processing is applied and the amount available for future partial withdrawals for the remainder of the

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contract’s life may be reduced by more than the amount of withdrawal. When determining if a withdrawal will result in excess withdrawal processing, the applicable RALP will not yet reflect the amount of the current withdrawal.

Step Up Date: The date any step up becomes effective, and depends on the type of step up being applied (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

Annual Step Up: Beginning with the first contract anniversary, an increase of the GBA, RBA, GBP, RBP, ALP, and/or RALP values may be available. A step up does not create contract value, guarantee the performance of any investment option, or provide a benefit that can be withdrawn or paid upon death. Rather, a step up determines the current values of the GBA, RBA, GBP, RBP, ALP, and RALP, and may extend the payment period or increase the allowable payment.

The annual step up is subject to the following rules:

•	The annual step up is available when the RBA or, if established, the ALP, would increase on the step up date.

•	Only one step up is allowed each contract year.

•	If you take any withdrawals during the waiting period, any previously applied step ups will be reversed and the annual step up will not be available until the end of the waiting period.

•	If the application of the step up does not increase the rider charge, the annual step up will be automatically applied to your contract, and the step up date is the contract anniversary date.

•	If the application of the step up would increase the rider charge, the annual step up is not automatically applied. Instead, you have the option to step up for 30 days after the contract anniversary. If you exercise the elective annual step up option, you will pay the rider charge in effect on the step up date. If you wish to exercise the elective annual step up option, we must receive a request from you or your investment professional. The step up date is the date we receive your request to step up. If your request is received after the close of business, the step up date will be the next valuation day.

•	The ALP and RALP are not eligible for step ups until they are established. Prior to being established, the ALP and RALP values are both zero.

•	Please note it is possible for the ALP and RALP to step up even if the RBA or GBA do not step up, and it is also possible for the RBA and GBA to step up even if the ALP or RALP do not step up.

The annual step up resets the GBA, RBA, GBP, RBP, ALP and RALP values as follows:

•	The total RBA will be reset to the greater of the total RBA immediately prior to the step up date or the contract value on the step up date.

•	The total GBA will be reset to the greater of the total GBA immediately prior to the step up date or the contract value on the step up date.

•	The total GBP will be reset using the calculation as described above based on the increased GBA and RBA.

•	The total RBP will be reset as follows:

(a)	During the waiting period and prior to any withdrawals, the RBP will not be affected by the step up.

(b)	At any other time, the RBP will be reset as the increased GBP less all prior withdrawals made in the current contract year, but not less than zero.

•	The ALP will be reset to the greater of the ALP immediately prior to the step up date or 6% of the contract value on the step up date.

•	The RALP will be reset as follows:

(a)	During the waiting period and prior to any withdrawals, the RALP will not be affected by the step up.

(b)	At any other time, the RALP will be reset as the increased ALP less all prior withdrawals made in the current contract year, but not less than zero.

Spousal Option to Continue the Contract: If a surviving spouse elects to continue the contract, the Guarantor Withdrawal Benefit for Life rider also continues. When the spouse elects to continue the contract, any remaining waiting period is cancelled; the covered person will be re-determined and is the covered person referred to below; and the GBA, RBA, GBP, RBP, ALP and RALP values are affected as follows:

•	The GBA, RBA, and GBP values remain unchanged.

•	The RBP is automatically reset to the GBP less all prior withdrawals made in the current contract year, but not less than zero.

•	If the ALP has not yet been established and the new covered person has not yet reached age 65 as of the date of continuation — the ALP will be established on the contract anniversary following the date the covered person reaches age 65 as the lesser of the RBA or the contract anniversary value, multiplied by 6%. The RALP will be established on the same date equal to the ALP.

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•	If the ALP has not yet been established but the new covered person is age 65 or older as of the date of continuation — the ALP will be established on the date of continuation as the lesser of the RBA or the contract value, multiplied by 6%. The RALP will be established on the same date in an amount equal to the ALP less all prior partial withdrawals made in the current contract year, but not less than zero.

•	If the ALP has been established but the new covered person has not yet reached age 65 as of the date of continuation — the ALP and RALP will be automatically reset to zero for the period of time beginning with the date of continuation and ending with the contract anniversary following the date the covered person reaches age 65. At the end of this time period, the ALP will be reset to the lesser of the RBA or the anniversary contract value, multiplied by 6%, and the RALP will be reset to equal the ALP.

•	If the ALP has been established and the new covered person is age 65 or older as of the date of continuation — the ALP will be automatically reset to the lesser of the current ALP or 6% of the contract value on the date of continuation. The RALP will be reset to the ALP less all prior withdrawals made in the current contract year, but not less than zero.

Please note that the lifetime withdrawal benefit amount may be reduced as a result of the spousal continuation.

Spousal Continuation Step Up: If a surviving spouse elects to continue the contract, another elective step up option becomes available. To exercise the step up, the spouse or the spouse’s investment professional must submit a request within 30 days of the date of continuation. The step up date is the date we receive the spouse’s request to step up. If the request is received after the close of business, the step up date will be the next valuation day. The GBA, RBA, GBP, RBP, ALP and RALP will be reset in the same fashion as the annual step up.

The spousal continuation step up is subject to the following rules:

•	If the spousal continuation step up option is exercised and we have increased the charge for the rider, the spouse will pay the charge that is in effect on the step up date.

It is our current administrative practice to process the spousal continuation step up as described in the next paragraph; however, we reserve the right to discontinue our administrative practice and will give you 30 days’ written notice of any such change.

At the time of spousal continuation, a step-up may be available. All annual step-up rules (see “Annual Step-Up” heading above), other than those that apply to the waiting period, also apply to the spousal continuation step-up. If the spousal continuation step-up is processed automatically, the step-up date is the valuation date spousal continuation is effective. If not, the spouse must elect the step up and must do so within 30 days of the spousal continuation date. If the spouse elects the spousal continuation step up, the step-up date is the valuation date we receive the spouse’s written request to step-up if we receive the request by the close of business on that day, otherwise the next valuation date.

If Contract Value Reduces to Zero: If the contract value reduces to zero and the total RBA remains greater than zero, you will be paid in the following scenarios:

1)	The ALP has not yet been established and the contract value is reduced to zero for any reason other than full withdrawal of the contract. In this scenario, you can choose to:

(a)	receive the remaining schedule of GBPs until the RBA equals zero; or

(b)	wait until the rider anniversary on/following the date the covered person reaches age 65, and then receive the ALP annually until the latter of (i) the death of the covered person, or (ii) the RBA is reduced to zero.

We will notify you of this option. If no election is made, the ALP will be paid.

2)	The ALP has been established and the contract value reduces to zero as a result of fees or charges, or a withdrawal that is less than or equal to both the RBP and the RALP. In this scenario, you can choose to receive:

(a)	the remaining schedule of GBPs until the RBA equals zero; or

(b)	the ALP annually until the latter of (i) the death of the covered person, or (ii) the RBA is reduced to zero. We will notify you of this option. If no election is made, the ALP will be paid.

3)	The ALP has been established and the contract value falls to zero as a result of a withdrawal that is greater than the RALP but less than or equal to the RBP. In this scenario, the remaining schedule of GBPs will be paid until the RBA equals zero.

4)	The ALP has been established and the contract value falls to zero as a result of a partial withdrawal that is greater than the RBP but less than or equal to the RALP. In this scenario, the ALP will be paid annually until the death of the covered person.

Under any of these scenarios:

•	The annualized amounts will be paid to you in the frequency you elect. You may elect a frequency offered by us at the time payments begin. Available payment frequencies will be no less frequent than annually;

•	We will no longer accept additional purchase payments;

 112  RIVERSOURCE ACCESSCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

•	You will no longer be charged for the rider;

•	Any attached death benefit riders will terminate; and

•	The death benefit becomes the remaining payments, if any, until the RBA is reduced to zero.

The Guarantor Withdrawal Benefit for Life rider and the contract will terminate under either of the following two scenarios:

•	If the contract value falls to zero as a result of a withdrawal that is greater than both the RALP and the RBP. This is full withdrawal of the contract.

•	If the contract value falls to zero as a result of a withdrawal that is greater than the RALP but less than or equal to the RBP, and the total RBA is reduced to zero.

At Death: If the contract value is greater than zero when the death benefit becomes payable, the beneficiary may elect to take the death benefit as a lump sum under the terms of the contract (see “Benefits in Case of Death”) or the annuity payout option (see “Guaranteed Withdrawal Benefit Annuity Payout Option” heading below).

If the contract value equals zero and the death benefit becomes payable, the following will occur:

•	If the RBA is greater than zero and the owner has been receiving the GBP each year, the GBP will continue to be paid to the beneficiary until the RBA equals zero.

•	If the covered person dies and the RBA is greater than zero and the owner has been receiving the ALP each year, the ALP will continue to be paid to the beneficiary until the RBA equals zero.

•	If the covered person is still alive and the RBA is greater than zero and the owner has been receiving the ALP each year, the ALP will continue to be paid to the beneficiary until the later of the death of the covered person or the RBA equals zero.

•	If the covered person is still alive and the RBA equals zero and the owner has been receiving the ALP each year, the ALP will continue to be paid to the beneficiary until the death of the covered person.

•	If the covered person dies and the RBA equals zero, the benefit terminates. No further payments will be made.

Contract Ownership Change: If the contract changes ownership (see “Changing Ownership”), the covered person will be redetermined and is the covered person referred to below. The GBA, RBA, GBP, RBP values will remain unchanged. The ALP and RALP will be reset as follows. Our current administrative practice is to only reset the ALP and RALP if the covered person changes due to the ownership change.

•	If the ALP has not yet been established and the new covered person has not yet reached age 65 as of the ownership change date — the ALP and the RALP will be established on the contract anniversary following the date the covered person reaches age 65. The ALP will be set equal to the lesser of the RBA or the anniversary contract value, multiplied by 6%. If the anniversary date occurs during the waiting period and prior to a withdrawal, the RALP will be set to the lesser of the ALP or total purchase payments multiplied by 6%. If the anniversary date occurs at any other time, the RALP will be set to the ALP.

•	If the ALP has not yet been established but the new covered person is age 65 or older as of the ownership change date — the ALP and the RALP will be established on the ownership change date. The ALP will be set equal to the lesser of the RBA or the contract value, multiplied by 6%. If the ownership change date occurs during the waiting period and prior to a withdrawal, the RALP will be set equal to the lesser of the ALP or total purchase payments multiplied by 6%. If the ownership change date occurs at any other time, the RALP will be set equal to the ALP less all prior withdrawals made in the current contract year but not less than zero.

•	If the ALP has been established but the new covered person has not yet reached age 65 as of the ownership change date — the ALP and the RALP will be reset to zero for the period of time beginning with the ownership change date and ending with the contract anniversary following the date the covered person reaches age 65. At the end of this time period, the ALP will be reset to the lesser of the RBA or the anniversary contract value, multiplied by 6%. If the time period ends during the waiting period and prior to any withdrawals, the RALP will be reset to the lesser of the ALP or total purchase payments multiplied by 6%. If the time period ends at any other time, the RALP will be reset to the ALP.

•	If the ALP has been established and the new covered person is age 65 or older as of the ownership change date — the ALP and the RALP will be reset on the ownership change date. The ALP will be reset to the lesser of the current ALP or 6% of the contract value. If the ownership change date occurs during the waiting period and prior to a withdrawal, the RALP will be reset to the lesser of the ALP or total purchase payments multiplied by 6%. If the ownership change date occurs at any other time, the RALP will be reset to the ALP less all prior withdrawals made in the current contract year but not less than zero.

Please note that the lifetime withdrawal benefit amount may be reduced as a result of the ownership change.

Guaranteed Withdrawal Benefit Annuity Payout Option: Several annuity payout plans are available under the contract. As an alternative to these annuity payout plans, a fixed annuity payout option is available under the Guarantor Withdrawal Benefit for Life rider.

RIVERSOURCE ACCESSCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 113

Under this option the amount payable each year will be equal to the remaining schedule of GBPs, but the total amount paid over the life of the annuity will not exceed the current total RBA at the time you begin this fixed annuity payout option. These annualized amounts will be paid in the frequency that you elect. The frequencies will be among those offered by us at that time but will be no less frequent than annually. If, at the death of the owner, total payouts have been made for less than the RBA, the remaining payouts will be paid to the beneficiary (see “The Annuity Payout Period” and “Taxes”).

This option may not be available if the contract is issued to qualify under Section 403 or 408 of the Code, as amended. For such contracts, this option will be available only if the guaranteed payment period is less than the life expectancy of the owner at the time the option becomes effective. Such life expectancy will be computed under the mortality table we then use to determine current life annuity purchase rates under the contract to which this rider is attached.

This annuity payout option may also be elected by the beneficiary of a contract as a settlement option.

Whenever multiple beneficiaries are designated under the contract, each such beneficiary’s share of the proceeds if they elect this option will be in proportion to their applicable designated beneficiary percentage. Beneficiaries of nonqualified contracts may elect this settlement option subject to the distribution requirements of the contract. We reserve the right to adjust the future schedule of GBPs if necessary to comply with the Code.

RIDER TERMINATION
The Guarantor Withdrawal Benefit for Life rider cannot be terminated either by you or us except as follows:

1.	Annuity payouts under an annuity payout plan will terminate the rider.

2.	Termination of the contract for any reason will terminate the rider.

EXAMPLES OF THE GUARANTOR WITHDRAWAL BENEFIT FOR LIFE

Example #1: Covered person has not reached age 65 at the time the contract and rider are purchased.
Assumptions:

•	You purchase the contract with a payment of $100,000.

•	You are the sole owner and also the annuitant. You are age 60.

•	You make no additional payments to the contract.

•	Automatic annual step-ups are applied each anniversary when available, where the contract value is greater than the RBA and/or 6% of the contract value is greater than the ALP. Applied annual step-ups are indicated in bold.

			Hypothetical
Contract			Assumed
Duration	Purchase	Partial	Contract	Basic Withdrawal Benefit						Lifetime Withdrawal Benefit
in Years	Payments	Withdrawals	Value	GBA		RBA		GBP	RBP	ALP			RALP

At Issue	$100,000	$ N/A	$100,000	$100,000		$100,000		$7,000	$7,000	$	N/A		$	N/A

0.5	0	7,000	92,000	100,000		93,000		7,000	0		N/A			N/A

1	0	0	91,000	100,000		93,000		7,000	7,000		N/A			N/A

1.5	0	7,000	83,000	100,000		86,000		7,000	0		N/A			N/A

2	0	0	81,000	100,000		86,000		7,000	7,000		N/A			N/A

5	0	0	75,000	100,000		86,000		7,000	7,000		5,160	(1)		5,160	(1)

5.5	0	5,160	70,000	100,000		80,840		7,000	1,840		5,160			0

6	0	0	69,000	100,000		80,840		7,000	7,000		5,160			5,160

6.5	0	7,000	62,000	100,000		73,840		7,000	0		3,720	(2)		0

7	0	0	70,000	100,000		73,840		7,000	7,000		4,200			4,200

7.5	0	10,000	51,000	51,000	(3)	51,000	(3)	3,570	0		3,060	(3)		0

8	0	0	55,000	55,000		55,000		3,850	3,850		3,300			3,300

At this point, assuming no additional activity (step ups, excess withdrawals, purchase payments, spousal continuation or contract ownership change), you can continue to withdraw up to either the GBP of $3,850 each year until the RBA is reduced to zero, or the ALP of $3,300 each year until the later of your death or the RBA is reduced to zero.

(1)	The ALP and RALP are established on the contract anniversary date following the date the covered person reaches age 65.
(2)	The $7,000 withdrawal is greater than the $5,160 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the ALP, resetting the ALP to the lesser of the prior ALP or 6% of the contract value following the withdrawal.
(3)	The $10,000 withdrawal is greater than both the $7,000 RBP allowed under the basic withdrawal benefit and the $4,200 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the GBA, RBA, and ALP. The GBA is reset to the lesser of the prior GBA or the contract value following the withdrawal. The RBA is reset to the lesser of the prior RBA less the withdrawal or the contract value following the withdrawal. The ALP is reset to the lesser of the prior ALP or 6% of the contract value following the withdrawal.

 114  RIVERSOURCE ACCESSCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

Example #2: Covered person has reached 65 at the time the contract and rider are purchased.

Assumptions:

•	You purchase the contract with a payment of $100,000.

•	You are the sole owner and also the annuitant. You are age 65.

•	You make no additional payments to the contract.

•	Automatic annual step-ups are applied each anniversary when available, where the contract value is greater than the RBA and/or 6% of the contract value is greater than the ALP. Applied annual step-ups are indicated in bold.

			Hypothetical
Contract			Assumed
Duration	Purchase	Partial	Contract	Basic Withdrawal Benefit							Lifetime Withdrawal Benefit
in Years	Payments	Withdrawals	Value	GBA		RBA		GBP	RBP		ALP		RALP

At Issue	$100,000	$ N/A	$100,000	$100,000		$100,000		$7,000	$7,000		$6,000		$6,000

1	0	0	105,000	105,000		105,000		7,350	7,000	(1)	6,300		6,000	(1)

2	0	0	110,000	110,000		110,000		7,700	7,000	(1)	6,600		6,000	(1)

3	0	0	110,000	110,000		110,000		7,700	7,700	(2)	6,600		6,600	(2)

3.5	0	6,600	110,000	110,000		103,400		7,700	1,100		6,600		0

4	0	0	115,000	115,000		115,000		8,050	8,050		6,900		6,900

4.5	0	8,050	116,000	115,000		106,950		8,050	0		6,900	(3)	0

5	0	0	120,000	120,000		120,000		8,400	8,400		7,200		7,200

5.5	0	10,000	122,000	120,000	(4)	110,000	(4)	8,400	0		7,200	(4)	0

6	0	0	125,000	125,000		125,000		8,750	8,750		7,500		7,500

At this point, assuming no additional activity (step ups, excess withdrawals, purchase payments, spousal continuation or contract ownership change), you can continue to withdraw up to either the GBP of $8,750 each year until the RBA is reduced to zero, or the ALP of $7,500 each year until the later of your death or the RBA is reduced to zero.

(1)	The annual step-up has not been applied to the RBP or RALP because any withdrawal after step up during the waiting period would reverse any prior step ups prior to determining if the withdrawal is excess. Therefore, during the waiting period, the RBP is the amount you can withdraw without incurring the GBA and RBA excess withdrawal processing, and the RALP is the amount you can withdraw without incurring the ALP excess withdrawal processing.
(2)	On the third anniversary (after the end of the waiting period), the RBP and RALP are set equal to the GBP and ALP, respectively.
(3)	The $8,050 withdrawal is greater than the $6,900 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the ALP, resetting the ALP to the lesser of the prior ALP or 6% of the contract value following the withdrawal.
(4)	The $10,000 withdrawal is greater than both the $8,400 RBP allowed under the basic withdrawal benefit and the $7,200 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the GBA, RBA, and ALP. The GBA is reset to the lesser of the prior GBA or the contract value following the withdrawal. The RBA is reset to the lesser of the prior RBA less the withdrawal or the contract value following the withdrawal. The ALP is reset to the lesser of the prior ALP or 6% of the contract value following the withdrawal.

RIVERSOURCE ACCESSCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 115

Appendix K: Guarantor Withdrawal Benefit Rider

GUARANTOR WITHDRAWAL BENEFIT RIDER
We have offered two versions of the Guarantor Withdrawal Benefit that have been referred to in previous disclosure as Rider A and Rider B. The description of the Guarantor Withdrawal Benefit in this section applies to both Rider A and Rider B, unless noted otherwise. Rider B is no longer available for purchase.

The Guarantor Withdrawal Benefit is an optional benefit that was offered for an additional annual charge if(1):

Rider A

•	you purchase(d) your contract on or after April 30, 2005 in those states where the SecureSource rider and/or the Guarantor Withdrawal Benefit for Life rider are/were not available;

•	you and the annuitant were 79 or younger on the date the contract was issued.

Rider B (no longer available for purchase)

•	your contract application was signed prior to April 29, 2005;

•	the rider was available in your state; and

•	you and the annuitant were 79 or younger on the date the contract was issued.

(1)	The Guarantor Withdrawal Benefit is not available under an inherited qualified annuity.

You must elect the Guarantor Withdrawal Benefit rider when you purchase your contract (original rider). The original rider you receive at contract issue offers an elective annual step-up and any withdrawal after a step up during the first three years is considered an excess withdrawal, as described below. The rider effective date of the original rider is the contract issue date.

We will offer you the option of replacing the original rider with a new Guarantor Withdrawal Benefit (enhanced rider), if available in your state. The enhanced rider offers an automatic annual step-up and a withdrawal after a step up during the first three years is not necessarily an excess withdrawal, as described below. The effective date of the enhanced rider will be the contract issue date except for the automatic step-up which will apply to contract anniversaries that occur after you accept the enhanced rider. The descriptions below apply to both the original and enhanced riders unless otherwise noted.

The Guarantor Withdrawal Benefit initially provides a guaranteed minimum withdrawal benefit that gives you the right to take limited partial withdrawals in each contract year that over time will total an amount equal to your purchase payments. Certain withdrawals and step ups, as described below, can cause the initial guaranteed withdrawal benefit to change. The guarantee remains in effect if your partial withdrawals in a contract year do not exceed the allowed amount. As long as your withdrawals in each contract year do not exceed the allowed amount, you will not be assessed a withdrawal charge. Under the original rider, the allowed amount is the Guaranteed Benefit Payment (GBP — the amount you may withdraw under the terms of the rider in each contract year, subject to certain restrictions prior to the third contract anniversary, as described below). Under the enhanced rider, the allowed amount is equal to 7% of purchase payments for the first three years, and the GBP in all other years.

If you withdraw an amount greater than the allowed amount in a contract year, we call this an “excess withdrawal” under the rider. If you make an excess withdrawal under the rider:

•	withdrawal charges, if applicable, will apply only to the amount of the withdrawal that exceeds the allowed amount;

•	the guaranteed benefit amount will be adjusted as described below; and

•	the remaining benefit amount will be adjusted as described below.

For a partial withdrawal that is subject to a withdrawal charge, the amount we actually deduct from your contract value will be the amount you request plus any applicable withdrawal charge (see “Charges — Withdrawal Charge”). Market value adjustments, if applicable, will also be made (see “Guarantee Period Accounts (GPAs) — Market Value Adjustment”). We pay you the amount you request. Any partial withdrawals you take under the contract will reduce the value of the death benefits (see “Benefits in Case of Death”). Upon full withdrawal of the contract, you will receive the remaining contract value less any applicable charges (see “Withdrawals”).

Once elected, the Guarantor Withdrawal Benefit rider may not be cancelled and the fee will continue to be deducted until the contract is terminated, the contract value reduces to zero (described below) or annuity payouts begin. If you select the Guarantor Withdrawal Benefit rider, you may not select an Income Assurer Benefit rider or the Accumulation Protector Benefit rider. If you exercise the annual step up election (see “Elective Step Up” and “Annual Step Up” below), the special spousal continuation step up election (see “Spousal Continuation and Special Spousal Continuation Step Up” below) or change your PN program model portfolio or investment option, the rider charge may change (see “Charges”).

 116  RIVERSOURCE ACCESSCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

You should consider whether the Guarantor Withdrawal Benefit is appropriate for you because:

•	Use of Portfolio Navigator Program Required: You must participate in the Portfolio Navigator program if you purchase a contract on or after May 1, 2006 with this rider (see “Making the Most of Your Contract — Portfolio Navigator Program”). If you selected this Guarantor Withdrawal Benefit rider before May 1, 2006, you must participate in the asset allocation program (see “Appendix I: Asset Allocation Program for Contracts Purchased Before May 1, 2006”), however, you may elect to participate in the Portfolio Navigator program after May 1, 2006. The Portfolio Navigator program and the asset allocation program limit your choice of investments. This means you will not be able to allocate contract value to all of the subaccounts, GPAs or the one-year fixed account that are available under the contract to contract owners who do not elect this rider. You may allocate purchase payments to the DCA fixed account, when available, and we will make monthly transfers into the PN program investment option you have chosen.

•	Limitations on Purchase Payments: We reserve the right to limit the cumulative amount of purchase payments, subject to state restrictions. For current purchase payment limitations, please see “Buying Your Contract — Purchase Payments.”

•	Interaction with the Total Free Amount (TFA) contract provision: The TFA is the amount you are allowed to withdraw in each contract year without incurring a withdrawal charge (see “Charges — Withdrawal Charge”). The TFA may be greater than GBP under this rider. Any amount you withdraw in a contract year under the contract’s TFA provision that exceeds the GBP is subject to the excess withdrawal processing for the GBA and RBA described below.

•	Rider A — Limitations on Purchase of Other Riders under this Contract: If you select the Guarantor Withdrawal Benefit rider, you may not elect the Accumulation Protector Benefit rider.

•	Non-Cancelable: Once elected, the Guarantor Withdrawal Benefit rider may not be cancelled and the fee will continue to be deducted until the contract is terminated, the contract value reduces to zero (described below) or annuity payouts begin.

You should consult your tax advisor if you have any questions about the use of this rider in your tax situation:

•	Tax Considerations for Non-Qualified Annuities: Withdrawals are taxable income to the extent of earnings. Withdrawals of earnings before age 59 1/2 may incur a 10% IRS early withdrawal penalty.

•	Tax Considerations for Qualified Annuities: Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract (see “Taxes — Qualified Annuities — Required Minimum Distributions”). If you have a qualified annuity, you may need to take an RMD. If you make a withdrawal in any contract year to satisfy an RMD, this may constitute an excess withdrawal, as defined below, and the excess withdrawal processing described below will apply. Under the terms of the enhanced rider, we allow you to satisfy the RMD based on the life expectancy RMD for your contract and the requirements of the Code and regulations in effect when you purchase your contract, without the withdrawal being treated as an excess withdrawal. It is our current administrative practice to make the same accommodation under the original rider, however, we reserve the right to discontinue our administrative practice and will give you 30 days’ written notice of any such change.

For owners subject to annual RMD rules under Section 401(a)(9) of the Code, the amounts you withdraw each year from this contract to satisfy these rules are not subject to excess withdrawal processing under the terms of the rider subject to the following rules and our current administrative practice:

(1)	If your Annual Life Expectancy Required Minimum Distribution Amount (ALERMDA) is greater than the RBP from the beginning of the current contract year, an Additional Benefit Amount (ABA) will be set equal to that portion of your ALERMDA that exceeds the RBP.

(2)	Any withdrawals taken in a contract year will count first against and reduce the RBP for that contract year.

(3)	Once the RBP for the current contract year has been depleted, any additional amounts withdrawn will count against and reduce any ABA. These withdrawals will not be considered excess withdrawals as long as they do not exceed the remaining ABA.

(4)	Once the ABA has been depleted, any additional withdrawal amounts will be considered excess withdrawals and will initiate the excess withdrawal processing described in the Guarantor Withdrawal Benefit rider.

The Annual Life Expectancy Required Minimum Distribution Amount (ALERMDA) is:

(1)	determined by us each calendar year;

(2)	based solely on the value of the contract to which the Guarantor Withdrawal Benefit rider is attached as of the date we make the determination; and

(3)	based on the company’s understanding and interpretation of the requirements for life expectancy distributions intended to satisfy the required minimum distribution rules under Section 401(a)(9) and the Treasury Regulations promulgated thereunder, as applicable, on the effective date of this prospectus to:

1. an individual retirement annuity (Section 408(b));

RIVERSOURCE ACCESSCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 117

2. a Roth individual retirement account (Section 408A);

3. a Simplified Employee Pension plan (Section 408(k));

4. a tax-sheltered annuity rollover (Section 403(b)).

We reserve the right to discontinue our administrative practice described above and will give you 30 days’ written notice of any such change.

In the future, the requirements under the Code for such distributions may change and the life expectancy amount calculation provided under your Guarantor Withdrawal Benefit rider may not be sufficient to satisfy the requirements under the Code for these types of distributions. In such a situation, amounts withdrawn to satisfy such distribution requirements will exceed your RBP amount and may result in the reduction of your GBA and RBA as described under the excess withdrawal provision of the rider.

Please note that RMD rules follow the calendar year which most likely does not coincide with your contract year and therefore may limit when you can take your RMD and not be subject to excess withdrawal processing.

In cases where the Code does not allow the life expectancy of a natural person to be used to calculate the required minimum distribution amount (e.g. ownership by a trust or a charity), we will calculate the life expectancy RMD amount calculated by us as zero in all years. The life expectancy required minimum distribution amount calculated by us will also equal zero in all years.

•	Limitations on TSAs: Your right to take withdrawals is restricted if your contract is a TSA (see “TSA — Special Provisions”). Therefore, the Guarantor Withdrawal Benefit rider may be of limited value to you. You should consult your tax advisor before you select this optional rider if you have any questions about the use of this rider in your tax situation;

The terms “Guaranteed Benefit Amount” and “Remaining Benefit Amount” are described below. Each is used in the operation of the GBP, the RBP, the elective step up, the annual step up, the special spousal continuation step up and the Guaranteed Withdrawal Benefit Annuity Payout Option.

Guaranteed Benefit Amount
The Guaranteed Benefit Amount (GBA) is equal to the initial purchase payment adjusted for subsequent purchase payments, partial withdrawals in excess of the GBP, and step ups. The maximum GBA is $5,000,000.

The GBA is determined at the following times:

•	At contract issue — the GBA is equal to the initial purchase payment;

•	When you make additional purchase payments — each additional purchase payment has its own GBA equal to the amount of the purchase payment. The total GBA when an additional purchase payment is added is the sum of the individual GBAs immediately prior to the receipt of the additional purchase payment, plus the GBA associated with the additional purchase payment;

•	At step up — (see “Elective Step Up” and “Annual Step Up” headings below);

•	When you make a partial withdrawal:

(a)	and all of your withdrawals in the current contract year, including the current withdrawal, are less than or equal to the GBP — the GBA remains unchanged. Note that if the partial withdrawal is taken during the first three years, the GBA and the GBP are calculated after the reversal of any prior step ups;

(b)	and all of your withdrawals in the current contract year, including the current withdrawal, are greater than the GBP — the following excess withdrawal procedure will be applied to the GBA. Note that if the partial withdrawal is taken during the first three years, the GBA and the GBP are calculated after the reversal of any prior step ups:

(c)	under the original rider in a contract year after a step up but before the third contract anniversary — the following excess withdrawal procedure will be applied to the GBA. Note that if the partial withdrawal is taken during the first three years, the GBA and the GBP are calculated after the reversal of any prior step ups.

GBA EXCESS WITHDRAWAL PROCEDURE
The total GBA will automatically be reset to the lesser of (a) the total GBA immediately prior to the withdrawal; or (b) the contract value immediately following the withdrawal. If there have been multiple purchase payments, each payment’s GBA after the withdrawal will be reset to equal that payment’s RBA after the withdrawal plus (a) times (b), where:

(a)	is the ratio of the total GBA after the withdrawal less the total RBA after the withdrawal to the total GBA before the withdrawal less the total RBA after the withdrawal; and

(b)	is each payment’s GBA before the withdrawal less that payment’s RBA after the withdrawal.

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Remaining Benefit Amount
The remaining benefit amount (RBA) at any point is the total guaranteed amount available for future partial withdrawals. The maximum RBA is $5,000,000.

The RBA is determined at the following times:

•	At contract issue — the RBA is equal to the initial purchase payment;

•	When you make additional purchase payments — each additional purchase payment has its own RBA equal to the amount of the purchase payment. The total RBA when an additional purchase payment is added is the sum of the individual RBAs immediately prior to the receipt of the additional purchase payment, plus the RBA associated with the additional payment;

•	At step up — (see “Elective Step Up” and “Annual Step Up” headings below);

•	When you make a partial withdrawal:

(a)	and all of your withdrawals in the current contract year, including the current withdrawal, are less than or equal to the GBP — the RBA becomes the RBA immediately prior to the partial withdrawal, less the partial withdrawal. Note that if the partial withdrawal is taken during the first three years, the RBA and the GBP are calculated after the reversal of any prior step ups;

(b)	and all of your withdrawals in the current contract year, including the current withdrawal, are greater than the GBP — the following excess withdrawal procedure will be applied to the RBA. Note that if the partial withdrawal is taken during the first three years, the RBA and the GBP are calculated after the reversal of any prior step ups;

(c)	under the original rider after a step up but before the third contract anniversary — the following excess withdrawal procedure will be applied to the RBA. Note that if the partial withdrawal is taken during the first three years, the RBA and the GBP are calculated after the reversal of any prior step ups.

RBA EXCESS WITHDRAWAL PROCEDURE
The RBA will automatically be reset to the lesser of (a) the contract value immediately following the withdrawal, or (b) the RBA immediately prior to the withdrawal, less the amount of the withdrawal.

If there have been multiple purchase payments, any reduction of the RBA will be taken out of each payment’s RBA in the following manner:

The withdrawal amount up to the remaining benefit payment (defined below) is taken out of each RBA bucket in proportion to its remaining benefit payment at the time of the withdrawal; and the withdrawal amount above the remaining benefit payment and any amount determined by the excess withdrawal procedure are taken out of each RBA bucket in proportion to its RBA at the time of the withdrawal.

Guaranteed Benefit Payment
Under the original rider, the GBP is the amount you may withdraw under the terms of the rider in each contract year, subject to certain restrictions prior to the third anniversary.

Under the enhanced rider, the GBP is the withdrawal amount that you are entitled to take each contract year after the third anniversary until the RBA is depleted.

Rider A: Under the original rider, the GBP is equal to 7% of the GBA. Under the enhanced rider, the GBP is the lesser of (a) 7% of the GBA, or (b) the RBA. Under both the original and enhanced riders, if you withdraw less than the GBP in a contract year, there is no carry over to the next contract year.

Rider B: Under both the original and enhanced riders, the GBP is the lesser of (a) 7% of the GBA; or (b) the RBA. If you withdraw less than the GBP in a contract year, there is no carry over to the next contract year.

Remaining Benefit Payment
Under the original rider, at the beginning of each contract year, the remaining benefit payment (RBP) is set as the lesser of (a) the GBP, or (b) the RBA.

Under the enhanced rider, at the beginning of each contract year, during the first three years and prior to any withdrawal, the RBP for each purchase payment is set equal to that purchase payment multiplied by 7%. At the beginning of any other contract year, each individual RBP is set equal to each individual GBP.

Each additional purchase payment has its own RBP established equal to that payment’s GBP. The total RBP is equal to the sum of the individual RBPs.

Whenever a partial withdrawal is made, the RBP equals the RBP immediately prior to the partial withdrawal less the amount of the partial withdrawal, but not less than zero.

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Elective Step Up (under the original rider only)
You have the option to increase the RBA, the GBA, the GBP and the RBP beginning with the first contract anniversary. An annual elective step up option is available for 30 days after the contract anniversary. The elective step up option allows you to step up the remaining benefit amount and guaranteed benefit amount to the contract value on the valuation date we receive your written request to step up.

The elective step up is subject to the following rules:

•	if you do not take any withdrawals during the first three years, you may step up annually beginning with the first contract anniversary;

•	if you take any withdrawals during the first three years, the annual elective step up will not be available until the third contract anniversary;

•	if you step up but then take a withdrawal prior to the third contract anniversary, you will lose any prior step ups and the withdrawal will be considered an excess withdrawal subject to the GBA and RBA excess withdrawal processing discussed under the “Guaranteed Benefit Amount” and “Remaining Benefit Amount” headings above; and

•	you may take withdrawals on or after the third contract anniversary without reversal of previous step ups.

You may elect a step up only once each contract year within 30 days after the contract anniversary. Once a step up has been elected, another step up may not be elected until the next contract anniversary.

Rider A: You may only step up if your contract value on the valuation date we receive your written request to step up is greater than the RBA. The elective step up will be determined as follows:

•	The effective date of the elective step up is the valuation date we receive your written request to step up.

•	The RBA will be increased to an amount equal to the contract value on the valuation date we receive your written request to step up.

•	The GBA will be increased to an amount equal to the greater of (a) the GBA immediately prior to the elective step up; or (b) the contract value on the valuation date we receive your written request to step up.

•	The GBP will be increased to an amount equal to the greater of (a) the GBP immediately prior to the elective step up; or (b) 7% of the GBA after the elective step up.

•	The RBP will be increased to the lesser of (a) the RBA after the elective step up; or (b) the GBP after the elective step up less any withdrawals made during that contract year.

Rider B: You may only step up if your contract anniversary value is greater than the RBA. The elective step up will be determined as follows:

•	The effective date of the elective step up is the contract anniversary.

•	The RBA will be increased to an amount equal to the contract anniversary value.

•	The GBA will be increased to an amount equal to the greater of (a) the GBA immediately prior to the elective step up; or (b) the contract anniversary value.

•	The GBP will be increased to an amount equal to the greater of (a) the GBP immediately prior to the elective step up; or (b) 7% of the GBA after the elective step up.

•	The RBP will be increased to the lesser of (a) the RBA after the elective step up; or (b) the GBP after the elective step up.

Annual Step Up (under the enhanced rider only)
Beginning with the first contract anniversary after you accept the enhanced rider, an increase of the RBA, the GBA, the GBP and the RBP may be available. A step up does not create contract value, guarantee performance of any investment options, or provide a benefit that can be withdrawn or paid upon death. Rather, a step up determines the current values of the GBA, RBA, GBP and RBP, and may extend the payment period or increase allowable payment.

The annual step up is subject to the following rules:

•	The annual step up is available when the RBA would increase on the step up date. The applicable step up date depends on whether the annual step up is applied on an automatic or elective basis.

•	If the application of the step does not increase the rider charge, the annual step up will be automatically applied to your contract and the step up date is the contract anniversary date.

•	If the application of the step up would increase the rider charge, the annual step up is not automatically applied. Instead, you have the option to step up for 30 days after the contract anniversary. If you exercise the elective annual step up option, you will pay the rider charge in effect on the step up date. If you wish to exercise the elective annual step up option, we must receive a request from you or your investment professional. The step up date is the date we receive your request to step up. If your request is received after the close of business, the step up date will be the next valuation day.

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•	Only one step up is allowed each contract year.

•	If you take any withdrawals during the first three years, any previously applied step ups will be reversed and the annual step up will not be available until the third contract anniversary;

•	You may take withdrawals on or after the third contract anniversary without reversal of previous step ups.

The annual step up will be determined as follows:

•	The RBA will be increased to an amount equal to the contract value on the step up date.

•	The GBA will be increased to an amount equal to the greater of (a) the GBA immediately prior to the annual step up; or (b) the contract value on the step up date.

•	The GBP will be calculated as described earlier, but based on the increased GBA and RBA.

•	The RBP will be reset as follows:

(a)	Prior to any withdrawals during the first three years, the RBP will not be affected by the step up.

(b)	At any other time, the RBP will be reset as the increased GBP less all prior withdrawals made during the current contract year, but never less than zero.

Spousal Continuation and Special Spousal Continuation Step Up
If a surviving spouse elects to continue the contract, this rider also continues. The spousal continuation step up is in addition to the elective step up or the annual step up. When a spouse elects to continue the contract, any rider feature processing particular to the first three years of the contract as described in this prospectus no longer applies. The GBA, RBA and GBP values remain unchanged. The RBP is automatically reset to the GBP less all prior withdrawals made in the current contract year, but not less than zero.

Rider A: A surviving spouse may elect a spousal continuation step up by written request within 30 days following the spouse’s election to continue the contract. This step up may be made even if withdrawals have been taken under the contract during the first three years. Under this step up, the RBA will be reset to the greater of the RBA or the contract value on the valuation date we receive the spouse’s written request to step up; the GBA will be reset to the greater of the GBA or the contract value on the same valuation date. If a spousal continuation step up is elected and we have increased the charge for the rider for new contract owners, the spouse will pay the charge that is in effect on the valuation date we receive the written request to step up.

It is our current administrative practice to process the spousal continuation step up as described in the next paragraph; however, we reserve the right to discontinue our administrative practice and will give you 30 days’ written notice of any such change.

At the time of spousal continuation, a step-up may be available. All annual step-up rules (see “Annual Step-Up” heading above), other than those that apply to the waiting period, also apply to the spousal continuation step-up. If the spousal continuation step-up is processed automatically, the step-up date is the valuation date spousal continuation is effective. If not, the spouse must elect the step up and must do so within 30 days of the spousal continuation date. If the spouse elects the spousal continuation step up, the step-up date is the valuation date we receive the spouse’s written request to step-up if we receive the request by the close of business on that day, otherwise the next valuation date.

Rider B: A spousal continuation step up occurs automatically when the spouse elects to continue the contract. The rider charge will not change upon this automatic step up. Under this step up, the RBA will be reset to the greater of the RBA on the valuation date we receive the spouse’s written request to continue the contract and the death benefit that would otherwise have been paid; the GBA will be reset to the greater of the GBA on the valuation date we receive the spouse’s written request to continue the contract and the death benefit that would otherwise have been paid.

Guaranteed Withdrawal Benefit Annuity Payout Option
Several annuity payout plans are available under the contract. As an alternative to these annuity payout plans, a fixed annuity payout option is available under the Guarantor Withdrawal Benefit.

Under this option the amount payable each year will be equal to the remaining schedule of GBPs, but the total amount paid over the life of the annuity will not exceed the current total RBA at the time you begin this fixed annuity option. These annualized amounts will be paid in the frequency that you elect. The frequencies will be among those offered by us at that time but will be no less frequent than annually. If, at the death of the owner, total payments have been made for less than the RBA, the remaining payments will be paid to the beneficiary (see “The Annuity Payout Period” and “Taxes”).

This annuity payout option may also be elected by the beneficiary of a contract as a settlement option. Whenever multiple beneficiaries are designated under the contract, each such beneficiary’s share of the proceeds if they elect this option will be in proportion to their applicable designated beneficiary percentage. Beneficiaries of nonqualified contracts may elect this

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settlement option subject to the distribution requirements of the contract. We reserve the right to adjust the remaining schedule of GBPs if necessary to comply with the Code.

If Contract Value Reduces to Zero
If the contract value reduces to zero and the RBA remains greater than zero, the following will occur:

•	you will be paid according to the annuity payout option described above;

•	we will no longer accept additional purchase payments;

•	you will no longer be charged for the rider;

•	any attached death benefit riders will terminate; and

•	the death benefit becomes the remaining payments under the annuity payout option described above.

If the contract value falls to zero and the RBA is depleted, the Guarantor Withdrawal Benefit rider and the contract will terminate.

EXAMPLE OF THE GUARANTOR WITHDRAWAL BENEFIT (applies to Rider A and Rider B)

Assumption:

•	You purchase the contract with a payment of $100,000.

The Guaranteed Benefit Amount (GBA) equals your purchase payment:	$100,000
The Guaranteed Benefit Payment (GBP) equals 7% of your GBA:
0.07 × $100,000 =	$7,000
The Remaining Benefit Amount (RBA) equals your purchase payment:	$100,000
On the first contract anniversary the contract value grows to $110,000. You decide to step up your benefit.
The RBA equals 100% of your contract value:	$110,000
The GBA equals 100% of your contract value:	$110,000
The GBP equals 7% of your stepped-up GBA:
0.07 × $110,000 =	$7,700
During the fourth contract year you decide to take a partial withdrawal of $7,700.
You took a partial withdrawal equal to your GBP, so your RBA equals the prior RBA less the amount of the partial withdrawal:
$110,000 – $7,700 =	$102,300
The GBA equals the GBA immediately prior to the partial withdrawal:	$110,000
The GBP equals 7% of your GBA:
0.07 × $110,000 =	$7,700
On the fourth contract anniversary you make an additional purchase payment of $50,000.
The new RBA for the contract is equal to your prior RBA plus 100% of the additional purchase payment:
$102,300 + $50,000 =	$152,300
The new GBA for the contract is equal to your prior GBA plus 100% of the additional purchase payment:
$110,000 + $50,000 =	$160,000
The new GBP for the contract is equal to your prior GBP plus 7% of the additional purchase payment:
$7,700 + $3,500 =	$11,200
On the fifth contract anniversary your contract value grows to $200,000. You decide to step up your benefit.
The RBA equals 100% of your contract value:	$200,000
The GBA equals 100% of your contract value:	$200,000
The GBP equals 7% of your stepped-up GBA:
0.07 × $200,000 =	$14,000

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During the seventh contract year your contract value grows to $230,000. You decide to take a partial withdrawal of $20,000. You took more than your GBP of $14,000 so your RBA gets reset to the lesser of:

(1) your contract value immediately following the partial withdrawal;
$230,000 – $20,000 =	$210,000
OR
(2) your prior RBA less the amount of the partial withdrawal.
$200,000 – $20,000 =	$180,000
Reset RBA = lesser of (1) or (2) =	$180,000
The GBA gets reset to the lesser of:
(1) your prior GBA	$200,000
OR
(2) your contract value immediately following the partial withdrawal;
$230,000 – $20,000 =	$210,000
Reset GBA = lesser of (1) or (2) =	$200,000
The Reset GBP is equal to 7% of your Reset GBA:
0.07 × $200,000 =	$14,000
During the eighth contract year your contract value falls to $175,000. You decide to take a partial withdrawal of $25,000. You took more than your GBP of $14,000 so your RBA gets reset to the lesser of:

(1) your contract value immediately following the partial withdrawal;
$175,000 – $25,000 =	$150,000
OR
(2) your prior RBA less the amount of the partial withdrawal.
$180,000 – $25,000 =	$155,000
Reset RBA = lesser of (1) or (2) =	$150,000
The GBA gets reset to the lesser of:
(1) your prior GBA;	$200,000
OR
(2) your contract value immediately following the partial withdrawal;
$175,000 – $25,000 =	$150,000
Reset GBA = lesser of (1) or (2) =	$150,000
The Reset GBP is equal to 7% of your Reset GBA:
0.07 × $150,000 =	$10,500

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Appendix L : Example — Income Assurer Benefit Riders

INCOME ASSURER BENEFIT RIDERS
The following three optional Income Assurer Benefit riders were available under your contract if your contract application was signed prior to May 1, 2007. These riders are no longer available for purchase.

•	Income Assurer Benefit – MAV;

•	Income Assurer Benefit – 5% Accumulation Benefit Base; or

•	Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base.

The Income Assurer Benefit riders are intended to provide you with a guaranteed minimum income regardless of the volatility inherent in the investments in the subaccounts. The riders benchmark the contract growth at each anniversary against several comparison values and set the guaranteed income benefit base (described below) equal to the largest value. The guaranteed income benefit base, less any applicable premium tax, is the value we apply to the guaranteed annuity purchase rates stated in Table B of the contract to calculate the minimum annuity payouts you will receive if you exercise the rider. If the guaranteed income benefit base is greater than the contract value, the guaranteed income benefit base may provide a higher annuity payout level than is otherwise available. However, the riders use guaranteed annuity purchase rates which may result in annuity payouts that are less than those using the annuity purchase rates that we may apply at annuitization under the standard contract provisions. Therefore, the level of income provided by the riders may be less than the contract otherwise provides. If the annuity payouts through the standard contract provisions are more favorable than the payouts available through the riders, you will receive the higher standard payout option. The guaranteed income benefit base does not create contract value or guarantee the performance of any investment option.

The general information in this section applies to each Income Assurer Benefit rider.

Here are some general terms that are used to describe the Income Assurer Benefit riders in the sections below:

Guaranteed Income Benefit Base: The guaranteed income benefit base is the value that will be used to determine minimum annuity payouts when the rider is exercised. It is an amount we calculate, depending on the Income Assurer Benefit rider you choose, that establishes a benefit floor. When the benefit floor amount is greater than the contract value, there may be a higher annuitization payout than if you annuitized your contract without the Income Assurer Benefit. Your annuitization payout will never be less than that provided by your contract value.

Excluded Investment Options: These investment options are listed in your contract under contract data and will include the Columbia Variable Portfolio – Cash Management Fund and, if available under your contract, the GPAs and/or the one-year fixed account. Excluded investment options are not used in the calculation of this riders’ variable account floor for the Income Assurer Benefit – 5% Accumulation Benefit Base and the Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base.

Excluded Payments: These are purchase payments paid in the last five years before exercise of the benefit which we reserve the right to exclude from the calculation of the guaranteed income benefit base.

Proportionate Adjustments for Partial Withdrawals: These are calculated as the product of (a) times (b) where:

(a)	is the ratio of the amount of the partial withdrawal (including any withdrawal charges or MVA) to the contract value on the date of (but prior to) the partial withdrawal; and

(b)	is the benefit on the date of (but prior to) the partial withdrawal.

Protected Investment Options: All investment options available under this contract that are not defined as Excluded Investment options under contract data are known as protected investment options for purposes of this rider and are used in the calculation of the variable account floor for the Income Assurer Benefit – 5% Accumulation Benefit Base and the Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base.

Waiting Period: This rider can only be exercised after the expiration of a 10-year waiting period. We reserve the right to restart the waiting period if you elect to change your PN program investment option to one that causes the rider charge to increase.

The following are general provisions that apply to each Income Assurer Benefit:

Exercising the Rider
Rider exercise conditions are:

•	you may only exercise the Income Assurer Benefit rider within 30 days after any contract anniversary following the expiration of the waiting period;

•	the annuitant on the retirement date must be between 50 to 86 years old; and

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•	you can only take an annuity payment in one of the following annuity payout plans:

Plan A — Life Annuity – No Refund;

Plan B — Life Annuity with Ten or Twenty Years Certain;

Plan D —	Joint and Last Survivor Life Annuity – No Refund; Joint and Last Survivor Life Annuity with Twenty Years Certain; or

Plan E — Twenty Years Certain.

After the expiration of the waiting period, the Income Assurer Benefit rider guarantees a minimum amount of fixed annuity lifetime income during annuitization or the option of variable annuity payouts with a guaranteed minimum initial payout or a combination of the two options.

If your contract value falls to zero as the result of adverse market performance or the deduction of fees and/or charges at any time, the contract and all its riders, including this rider, will terminate without value and no benefits will be paid on account of such termination. Exception: if you are still living, and the annuitant is between 50 and 86 years old, an amount equal to the guaranteed income benefit base will be paid to you under the annuity payout plan and frequency that you select, based upon the fixed or variable annuity payouts described above. The guaranteed income benefit base will be calculated and annuitization will occur at the following times.

•	If the contract value falls to zero during the waiting period, the guaranteed income benefit base will be calculated and annuitization will occur on the valuation date after the expiration of the waiting period, or when the annuitant attains age 50 if later.

•	If the contract value falls to zero after the waiting period, the guaranteed income benefit base will be calculated and annuitization will occur immediately, or when the annuitant attains age 50 if later.

Fixed annuity payouts under this rider will occur at the guaranteed annuity purchase rates based on the “2000 Individual Annuitant Mortality Table A” with 100% Projection Scale G and a 2.0% interest rate for contracts purchased on or after May 1, 2006 and if available in your state.(1) These are the same rates used in Table B of the contract (see “The Annuity Payout Period — Annuity Tables”). Your annuity payouts remain fixed for the lifetime of the annuity payout period.

First year variable annuity payouts are calculated in the same manner as fixed annuity payouts. Once calculated, your variable annuity payouts remain unchanged for the first year. After the first year, subsequent annuity payouts are variable and depend on the performance of the subaccounts you select. Variable annuity payouts after the first year are calculated using the following formula:

Pt–1 (1 + i) 1.05	= Pt

Pt–1	= prior annuity payout
Pt	= current annuity payout
i	= annualized subaccount performance

Each subsequent variable annuity payout could be more or less than the previous variable annuity payout if the subaccount investment performance is greater or less than the 5% assumed investment rate. If your subaccount performance equals 5%, your variable annuity payout will be unchanged from the previous variable annuity payout. If your subaccount performance is in excess of 5%, your variable annuity payout will increase from the previous variable annuity payout. If your subaccount investment performance is less than 5%, your variable annuity payout will decrease from the previous variable annuity payout.

(1)	For all other contracts, the guaranteed annuity purchase rates are based on the “1983 Individual Annuitant Mortality Table A” with 100% Projection Scale G and a 2.0% interest rate.

Terminating the Rider
Rider termination conditions are:

•	you may terminate the rider within 30 days following the first anniversary after the effective date of the rider;

•	you may terminate the rider any time after the expiration of the waiting period;

•	the rider will terminate on the date you make a full withdrawal from the contract, or annuitization begins, or on the date that a death benefit is payable; and

•	the rider will terminate* 30 days following the contract anniversary after the annuitant’s 86th birthday.

*	The rider and annual fee terminate 30 days following the contract anniversary after the annuitant’s 86th birthday, however, if you exercise the Income Assurer Benefit rider before this time, your benefits will continue according to the annuity payout plan you have selected.

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You may select one of the Income Assurer Benefit riders described below:

Income Assurer Benefit – MAV
The guaranteed income benefit base for the Income Assurer Benefit – MAV is the greater of these three values:

1.	contract value; or

2.	the total purchase payments made to the contract minus proportionate adjustments for partial withdrawals; or

3.	the maximum anniversary value.

Maximum Anniversary Value (MAV) — is zero prior to the first contract anniversary after the effective date of the rider. On the first contract anniversary after the effective date of the rider, we set the MAV as the greater of these two values:

(a)	current contract value; or

(b)	total payments made to the contract minus proportionate adjustments for partial withdrawals.

Thereafter, we increase the MAV by any additional purchase payments and reduce the MAV by proportionate adjustments for partial withdrawals. Every contract anniversary after that prior to the earlier of your or the annuitant’s 81st birthday, we compare the MAV to the current contract value and we reset the MAV to the higher amount.

If we exercise our right to not reflect excluded payments in the calculation of the guaranteed income benefit base, we will calculate the guaranteed income benefit base as the greatest of these three values:

1.	contract value less the market value adjusted excluded payments; or

2.	total purchase payments less excluded payments, less proportionate adjustments for partial withdrawals; or

3.	the MAV, less market value adjusted excluded payments.

Market Value Adjusted Excluded Payments are calculated as the sum of each excluded purchase payment multiplied by the ratio of the current contract value over the estimated contract value on the anniversary prior to such purchase payment. The estimated contract value at such anniversary is calculated by assuming that payments, any credits, and partial withdrawals occurring in a contract year take place at the beginning of the year for that anniversary and every year after that to the current contract year.

Income Assurer Benefit – 5% Accumulation Benefit Base
The guaranteed income benefit base for the Income Assurer Benefit – 5% Accumulation Benefit Base is the greater of these three values:

1.	contract value; or

2.	the total purchase payments made to the contract minus proportionate adjustments for partial withdrawals; or

3.	the 5% variable account floor.

5% Variable Account Floor – is equal to the contract value in the excluded investment options plus the variable account floor. The Income Assurer Benefit 5% variable account floor is calculated differently and is not the same value as the death benefit 5% variable account floor.

The variable account floor is zero from the effective date of this rider and until the first contract anniversary after the effective date of this rider. On the first contract anniversary after the effective date of this rider the variable account floor is:

•	the total purchase payments made to the protected investment options minus adjusted partial withdrawals and transfers from the protected investment options; plus

•	an amount equal to 5% of your initial purchase payment allocated to the protected investment options.

On any day after the first contract anniversary following the effective date of this rider, when you allocate additional purchase payments to or withdraw or transfer amounts from the protected investment options, we adjust the variable account floor by adding the additional purchase payment and subtracting adjusted withdrawals and adjusted transfers. On each subsequent contract anniversary after the first anniversary of the effective date of this rider, prior to the earlier of your or the annuitant’s 81st birthday, we increase the variable account floor by adding the amount (“roll-up amount”) equal to 5% of the prior contract anniversary’s variable account floor.

The amount of purchase payment withdrawn from or transferred between the excluded investment options and the protected investment options is calculated as (a) times (b) where:

(a)	is the amount of purchase payment in the investment options being withdrawn or transferred on the date of but prior to the current withdrawal or transfer; and

 126  RIVERSOURCE ACCESSCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

(b)	is the ratio of the amount of the transfer or withdrawal to the value in the investment options being withdrawn or transferred on the date of (but prior to) the current withdrawal or transfer.

The roll-up amount prior to the first anniversary is zero. Also, the roll-up amount on every anniversary after the earlier of your or the annuitant’s 81st birthday is zero.

Adjusted withdrawals and adjusted transfers for the variable account floor are equal to the amount of the withdrawal or transfer from the protected investment options as long as the sum of the withdrawals and transfers from the protected investment options in a contract year do not exceed the roll-up amount from the prior contract anniversary.

If the current withdrawal or transfer from the protected investment options plus the sum of all prior withdrawals and transfers made from the protected investment options in the current policy year exceeds the roll-up amount from the prior contract anniversary we will calculate the adjusted withdrawal or adjusted transfer for the variable account floor as the result of (a) plus [(b) times (c)] where:

(a)	is the roll-up amount from the prior contract anniversary less the sum of any withdrawals and transfers made from the protected investment options in the current policy year but prior to the current withdrawal or transfer. However, (a) can not be less than zero; and

(b)	is the variable account floor on the date of (but prior to) the current withdrawal or transfer from the protected investment options less the value from (a); and

(c)	is the ratio of [the amount of the current withdrawal (including any withdrawal charges or MVA) or transfer from the protected investment options less the value from (a)] to [the total in the protected investment options on the date of (but prior to) the current withdrawal or transfer from the protected investment options less the value from (a)].

If we exercise our right to not reflect excluded payments in the calculation of the guaranteed income benefit base, we will calculate the guaranteed income benefit base as the greatest of these three values:

1.	contract value less the market value adjusted excluded payments (described above); or

2.	total purchase payments less excluded payments, less proportionate adjustments for partial withdrawals; or

3.	the 5% variable account floor, less 5% adjusted excluded payments.

5% Adjusted Excluded Payments are calculated as the sum of each excluded payment and any credit accumulated at 5% for the number of full contract years they have been in the contract.

Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base
The guaranteed income benefit base for the Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base is the greater of these four values:

1.	the contract value;

2.	the total purchase payments made to the contract minus proportionate adjustments for partial withdrawals;

3.	the MAV (described above); or

4.	the 5% variable account floor (described above).

If we exercise our right to not reflect excluded payments in the calculation of the guaranteed income benefit base, we will calculate the guaranteed income benefit base as the greatest of:

1.	contract value less the market value adjusted excluded payments (described above);

2.	total purchase payments less excluded payments, less proportionate adjustments for partial withdrawals;

3.	the MAV, less market value adjusted excluded payments (described above); or

4.	the 5% Variable Account Floor, less 5% adjusted excluded payments (described above).

EXAMPLES OF THE INCOME ASSURER BENEFIT RIDERS
The purpose of these examples is to illustrate the operation of the Income Assurer Benefit Riders. The examples compare payouts available under the contract’s standard annuity payout provisions with annuity payouts available under the riders based on the same set of assumptions. The contract values shown are hypothetical and do not represent past or future performance. Actual contract values may be more or less than those shown and will depend on a number of factors, including but not limited to the investment experience of the subaccounts (referred to in the riders as “protected investment options”) and the fees and charges that apply to your contract.

RIVERSOURCE ACCESSCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 127

For each of the riders, we provide two annuity payout plan comparisons based on the hypothetical contract values we have assumed. The first comparison assumes that you select annuity payout Plan B, Life Annuity with 10 Years Certain. The second comparison assumes that you select annuity payout Plan D, Joint and Last Survivor Annuity – No Refund.

Remember that the riders require you to participate in the PN program. The riders are intended to offer protection against market volatility in the subaccounts (protected investment options). Some PN program investment options include protected investment options and excluded investment options (Columbia Variable Portfolio – Cash Management Fund, and if available under the contract, GPAs and the one-year fixed account). Excluded investment options are not included in calculating the 5% variable account floor under the Income Assurer Benefit – 5% Accumulation Benefit Base rider and the Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base rider. Because the examples which follow are based on hypothetical contract values, they do not factor in differences in PN program investment options.

Assumptions:

•	You purchase the contract during the 2006 calendar year with a payment of $100,000; and

•	you invest all contract value in the subaccounts (protected investment options); and

•	you make no additional purchase payments, partial withdrawals or changes in PN program investment option; and

•	the annuitant is male and age 55 at contract issue; and

•	the joint annuitant is female and age 55 at contract issue.

Example — Income Assurer Benefit – MAV

Based on the above assumptions and taking into account fluctuations in contract value due to market conditions, we calculate the guaranteed income benefit base as:

	Assumed		Maximum	Guaranteed
Contract	Contract	Purchase	Anniversary	Income
Anniversary	Value	Payments	Value (MAV)(1)	Benefit Base(2)

1	$108,000	$100,000	$108,000	$108,000
2	125,000	none	125,000	125,000
3	132,000	none	132,000	132,000
4	150,000	none	150,000	150,000
5	85,000	none	150,000	150,000
6	121,000	none	150,000	150,000
7	139,000	none	150,000	150,000
8	153,000	none	153,000	153,000
9	140,000	none	153,000	153,000
10	174,000	none	174,000	174,000
11	141,000	none	174,000	174,000
12	148,000	none	174,000	174,000
13	208,000	none	208,000	208,000
14	198,000	none	208,000	208,000
15	203,000	none	208,000	208,000

(1)	The MAV is limited after age 81, but the guaranteed income benefit base may increase if the contract value increases.
(2)	The Guaranteed Income Benefit Base – MAV is a calculated number, not an amount that can be withdrawn. The Guaranteed Income Benefit Base – MAV does not create contract value or guarantee the performance of any investment option.

 128  RIVERSOURCE ACCESSCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

Plan B – Life Annuity with 10 Years Certain
If you annuitize the contract within 30 days after the illustrated contract anniversary, the minimum monthly income payment under a fixed annuity option (which is the same for the first year of a variable annuity option) on Plan B – Life Annuity with 10 Years Certain would be:

	Standard Provisions			IAB – MAV Provisions

Contract		New Table(1)	Old Table(1)		New Table(1)	Old Table(1)
Anniversary	Assumed	Plan B – Life with	Plan B – Life with	IAB – MAV	Plan B – Life with	Plan B – Life with
at Exercise	Contract Value	10 Years Certain(2)	10 Years Certain(2)	Benefit Base	10 Years Certain(2)	10 Years Certain(2)

10	$174,000	$772.56	$774.30	$174,000	$772.56	$774.30
11	141,000	641.55	642.96	174,000	791.70	793.44
12	148,000	691.16	692.64	174,000	812.58	814.32
13	208,000	996.32	998.40	208,000	996.32	998.40
14	198,000	974.16	976.14	208,000	1,023.36	1,025.44
15	203,000	1,025.15	1,027.18	208,000	1,050.40	1,052.48

(1)	Effective May 1, 2006, we began calculating fixed annuity payments under this rider using the guaranteed annuity purchase rates based on the “2000 Individual Annuitant Mortality Table A” (New Table), subject to state approval. Previously, our calculations were based on the “1983 Individual Annuity Mortality Table A” (Old Table). If you purchased a contract prior to May 1, 2006, the references to Old Table apply to your contract. If you purchased a contract on or after May 1, 2006, the table used under rider depends on which state you live in. Ask your investment professional which version of the rider, if any, is available in your state.
(2)	The monthly annuity payments illustrated under the standard annuity payout provisions of the contract and for the riders are computed using the rates guaranteed in Table B of the contract. These are the minimum amounts that could be paid under the standard annuity payout provisions of the contract based on the above assumptions. Annuity payouts under the standard annuity payout provisions of the contract when based on our current annuity payout rates (which are generally higher than the rates guaranteed in Table B of the contract) may be greater than the annuity payouts under the riders, which are always based on the rates guaranteed in Table B of the contract. If the annuity payouts under the standard contract provisions are more favorable than the payouts available under the rider, you will receive the higher standard payout.

Plan D – Joint and Last Survivor Life Annuity – No Refund
If you annuitize the contract within 30 days after the illustrated contract anniversary, the minimum monthly income payment under a fixed annuity option (which is the same for the first year of a variable annuity option) on Plan D – Joint and Last Survivor Life Annuity – No Refund would be:

	Standard Provisions			IAB – MAV Provisions

Contract		New Table(1)	Old Table(1)		New Table(1)	Old Table(1)
Anniversary	Assumed	Plan D – Last	Plan D – Last	IAB – MAV	Plan D – Last	Plan D – Last
at Exercise	Contract Value	Survivor No Refund(2)	Survivor No Refund(2)	Benefit Base	Survivor No Refund(2)	Survivor No Refund(2)

10	$174,000	$629.88	$622.92	$174,000	$629.88	$622.92
11	141,000	521.70	516.06	174,000	643.80	636.84
12	148,000	559.44	553.52	174,000	657.72	650.76
13	208,000	807.04	796.64	208,000	807.04	796.64
14	198,000	786.06	778.14	208,000	825.76	817.44
15	203,000	826.21	818.09	208,000	846.56	838.24

(1)	Effective May 1, 2006, we began calculating fixed annuity payments under this rider using the guaranteed annuity purchase rates based on the “2000 Individual Annuitant Mortality Table A” (New Table), subject to state approval. Previously, our calculations were based on the “1983 Individual Annuity Mortality Table A” (Old Table). If you purchased a contract prior to May 1, 2006, the references to Old Table apply to your contract. If you purchased a contract on or after May 1, 2006, the table used under rider depends on which state you live in. Ask your investment professional which version of the rider, if any, is available in your state.
(2)	The monthly annuity payments illustrated under the standard annuity payout provisions of the contract and for the riders are computed using the rates guaranteed in Table B of the contract. These are the minimum amounts that could be paid under the standard annuity payout provisions of the contract based on the above assumptions. Annuity payouts under the standard annuity payout provisions of the contract when based on our current annuity payout rates (which are generally higher than the rates guaranteed in Table B of the contract) may be greater than the annuity payouts under the riders, which are always based on the rates guaranteed in Table B of the contract. If the annuity payouts under the standard contract provisions are more favorable than the payouts available under the rider, you will receive the higher standard payout.

NOTE: In the above examples, if you elected to begin receiving annuity payouts within 30 days after the 10th or the 13th contract anniversary, you would not benefit from the rider because the monthly annuity payout in these examples is the same as under the standard provisions of the contract. Because the examples are based on assumed contract values, not actual investment results, you should not conclude from the examples that the riders will provide higher payments more frequently than the standard provisions of the contract.

RIVERSOURCE ACCESSCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 129

Example — Income Assurer Benefit – 5% Accumulation Benefit Base

Based on the above assumptions and taking into account fluctuations in contract value due to market conditions, we calculate the guaranteed income benefit base as:

				Guaranteed
				Income
	Assumed			Benefit Base –
Contract	Contract	Purchase	5% Accumulation	5% Accumulation
Anniversary	Value	Payments	Benefit Base(1)	Benefit Base(2)

1	$108,000	$100,000	$105,000	$108,000
2	125,000	none	110,250	125,000
3	132,000	none	115,763	132,000
4	150,000	none	121,551	150,000
5	85,000	none	127,628	127,628
6	121,000	none	134,010	134,010
7	139,000	none	140,710	140,710
8	153,000	none	147,746	153,000
9	140,000	none	155,133	155,133
10	174,000	none	162,889	174,000
11	141,000	none	171,034	171,034
12	148,000	none	179,586	179,586
13	208,000	none	188,565	208,000
14	198,000	none	197,993	198,000
15	203,000	none	207,893	207,893

(1)	The 5% Accumulation Benefit Base value is limited after age 81, but the guaranteed income benefit base may increase if the contract value increases.
(2)	The Guaranteed Income Benefit Base – 5% Accumulation Benefit Base is a calculated number, not an amount that can be withdrawn. The Guaranteed Income Benefit Base – 5% Accumulation Benefit Base does not create contract value or guarantee the performance of any investment option.

Plan B – Life Annuity with 10 Years Certain
If you annuitize the contract within 30 days after the illustrated contract anniversary, the minimum monthly income payment under a fixed annuity option (which is the same for the first year of a variable annuity option) on Plan B – Life Annuity with 10 Years Certain would be:

	Standard Provisions			IAB – 5% RF Provisions

Contract		New Table(1)	Old Table(1)		New Table(1)	Old Table(1)
Anniversary	Assumed	Plan B – Life with	Plan B – Life with	IAB – 5% RF	Plan B – Life with	Plan B – Life with
at Exercise	Contract Value	10 Years Certain(2)	10 Years Certain(2)	Benefit Base	10 Years Certain(2)	10 Years Certain(2)

10	$174,000	$772.56	$774.30	$174,000	$772.56	$774.30
11	141,000	641.55	642.96	171,034	778.20	779.91
12	148,000	691.16	692.64	179,586	838.66	840.46
13	208,000	996.32	998.40	208,000	996.32	998.40
14	198,000	974.16	976.14	198,000	974.16	976.14
15	203,000	1,025.15	1,027.18	207,893	1,049.86	1,051.94

(1)	Effective May 1, 2006, we began calculating fixed annuity payments under this rider using the guaranteed annuity purchase rates based on the “2000 Individual Annuitant Mortality Table A” (New Table), subject to state approval. Previously, our calculations were based on the “1983 Individual Annuity Mortality Table A” (Old Table). If you purchased a contract prior to May 1, 2006, the references to Old Table apply to your contract. If you purchased a contract on or after May 1, 2006, the table used under rider depends on which state you live in. Ask your investment professional which version of the rider, if any, is available in your state.
(2)	The monthly annuity payments illustrated under the standard annuity payout provisions of the contract and for the riders are computed using the rates guaranteed in Table B of the contract. These are the minimum amounts that could be paid under the standard annuity payout provisions of the contract based on the above assumptions. Annuity payouts under the standard annuity payout provisions of the contract when based on our current annuity payout rates (which are generally higher than the rates guaranteed in Table B of the contract) may be greater than the annuity payouts under the riders, which are always based on the rates guaranteed in Table B of the contract. If the annuity payouts under the standard contract provisions are more favorable than the payouts available under the rider, you will receive the higher standard payout.

 130  RIVERSOURCE ACCESSCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

Plan D – Joint and Last Survivor Life Annuity – No Refund
If you annuitize the contract within 30 days after the illustrated contract anniversary, the minimum monthly income payment under a fixed annuity option (which is the same for the first year of a variable annuity option) on Plan D – Joint and Last Survivor Life Annuity – No Refund would be:

	Standard Provisions			IAB – 5% RF Provisions

Contract		New Table(1)	Old Table(1)		New Table(1)	Old Table(1)
Anniversary	Assumed	Plan D – Last	Plan D – Last	IAB – 5% RF	Plan D – Last	Plan D – Last
at Exercise	Contract Value	Survivor No Refund(2)	Survivor No Refund(2)	Benefit Base	Survivor No Refund(2)	Survivor No Refund(2)

10	$174,000	$629.88	$622.92	$174,000	$629.88	$622.92
11	141,000	521.70	516.06	171,034	632.83	625.98
12	148,000	559.44	553.52	179,586	678.83	671.65
13	208,000	807.04	796.64	208,000	807.04	796.64
14	198,000	786.06	778.14	198,000	786.06	778.14
15	203,000	826.21	818.09	207,893	846.12	837.81

(1)	Effective May 1, 2006, we began calculating fixed annuity payments under this rider using the guaranteed annuity purchase rates based on the “2000 Individual Annuitant Mortality Table A” (New Table), subject to state approval. Previously, our calculations were based on the “1983 Individual Annuity Mortality Table A” (Old Table). If you purchased a contract prior to May 1, 2006, the references to Old Table apply to your contract. If you purchased a contract on or after May 1, 2006, the table used under rider depends on which state you live in. Ask your investment professional which version of the rider, if any, is available in your state.
(2)	The monthly annuity payments illustrated under the standard annuity payout provisions of the contract and for the riders are computed using the rates guaranteed in Table B of the contract. These are the minimum amounts that could be paid under the standard annuity payout provisions of the contract based on the above assumptions. Annuity payouts under the standard annuity payout provisions of the contract when based on our current annuity payout rates (which are generally higher than the rates guaranteed in Table B of the contract) may be greater than the annuity payouts under the riders, which are always based on the rates guaranteed in Table B of the contract. If the annuity payouts under the standard contract provisions are more favorable than the payouts available under the rider, you will receive the higher standard payout.

NOTE: In the above examples, if you elected to begin receiving annuity payouts within 30 days after the 10th, 13th or the 14th contract anniversary, you would not benefit from the rider because the monthly annuity payout in these examples is the same as under the standard provisions of the contract. Because the examples are based on assumed contract values, not actual investment results, you should not conclude from the examples that the riders will provide higher payments more frequently than the standard provisions of the contract.

Example — Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base

Based on the above assumptions and taking into account fluctuations in contract value due to market conditions, we calculate the guaranteed income benefit base as:

					Guaranteed
					Income
					Benefit Base –
					Greater of
	Assumed		Maximum		MAV or 5%
Contract	Contract	Purchase	Anniversary	5% Accumulation	Accumulation
Anniversary	Value	Payments	Value(1)	Benefit Base(1)	Benefit Base(2)

1	$108,000	$100,000	$108,000	$105,000	$108,000
2	125,000	none	125,000	110,250	125,000
3	132,000	none	132,000	115,763	132,000
4	150,000	none	150,000	121,551	150,000
5	85,000	none	150,000	127,628	150,000
6	121,000	none	150,000	134,010	150,000
7	139,000	none	150,000	140,710	150,000
8	153,000	none	153,000	147,746	153,000
9	140,000	none	153,000	155,133	155,133
10	174,000	none	174,000	162,889	174,000
11	141,000	none	174,000	171,034	174,000
12	148,000	none	174,000	179,586	179,586
13	208,000	none	208,000	188,565	208,000
14	198,000	none	208,000	197,993	208,000
15	203,000	none	208,000	207,893	208,000

(1)	The MAV and 5% Accumulation Benefit Base are limited after age 81, but the guaranteed income benefit base may increase if the contract value increases.
(2)	The Guaranteed Income Benefit Base – Greater of MAV or 5% Accumulation Benefit Base is a calculated number, not an amount that can be withdrawn. The Guaranteed Income Benefit Base – Greater of MAV or 5% Accumulation Benefit Base does not create contract value or guarantee the performance of any investment option.

RIVERSOURCE ACCESSCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 131

Plan B – Life Annuity with 10 Years Certain
If you annuitize the contract within 30 days after the illustrated contract anniversary, the minimum monthly income payment under a fixed annuity option (which is the same for the first year of a variable annuity option) on Plan B – Life Annuity with 10 Years Certain would be:

	Standard Provisions			IAB – Max Provisions

Contract		New Table(1)	Old Table(1)		New Table(1)	Old Table(1)
Anniversary	Assumed	Plan B – Life with	Plan B – Life with	IAB – Max	Plan B – Life with	Plan B – Life with
at Exercise	Contract Value	10 Years Certain(2)	10 Years Certain(2)	Benefit Base	10 Years Certain(2)	10 Years Certain(2)

10	$174,000	$772.56	$774.30	$174,000	$772.56	$774.30
11	141,000	641.55	642.96	174,000	791.70	793.44
12	148,000	691.16	692.64	179,586	838.66	840.46
13	208,000	996.32	998.40	208,000	996.32	998.40
14	198,000	974.16	976.14	208,000	1,023.36	1,025.44
15	203,000	1,025.15	1,027.18	208,000	1,050.40	1,052.48

(1)	Effective May 1, 2006, we began calculating fixed annuity payments under this rider using the guaranteed annuity purchase rates based on the “2000 Individual Annuitant Mortality Table A” (New Table), subject to state approval. Previously, our calculations were based on the “1983 Individual Annuity Mortality Table A” (Old Table). If you purchased a contract prior to May 1, 2006, the references to Old Table apply to your contract. If you purchased a contract on or after May 1, 2006, the table used under rider depends on which state you live in. Ask your investment professional which version of the rider, if any, is available in your state.
(2)	The monthly annuity payments illustrated under the standard annuity payout provisions of the contract and for the riders are computed using the rates guaranteed in Table B of the contract. These are the minimum amounts that could be paid under the standard annuity payout provisions of the contract based on the above assumptions. Annuity payouts under the standard annuity payout provisions of the contract when based on our current annuity payout rates (which are generally higher than the rates guaranteed in Table B of the contract) may be greater than the annuity payouts under the riders, which are always based on the rates guaranteed in Table B of the contract. If the annuity payouts under the standard contract provisions are more favorable than the payouts available under the rider, you will receive the higher standard payout.

Plan D – Joint and Last Survivor Life Annuity – No Refund
If you annuitize the contract within 30 days after the illustrated contract anniversary, the minimum monthly income payment under a fixed annuity option (which is the same for the first year of a variable annuity option) on Plan D – Joint and Last Survivor Life Annuity – No Refund would be:

	Standard Provisions			IAB — Max Provisions

Contract		New Table(1)	Old Table(1)		New Table(1)	Old Table(1)
Anniversary	Assumed	Plan D – Last	Plan D – Last	IAB – Max	Plan D – Last	Plan D – Last
at Exercise	Contract Value	Survivor No Refund(2)	Survivor No Refund(2)	Benefit Base	Survivor No Refund(2)	Survivor No Refund(2)

10	$174,000	$629.88	$622.92	$174,000	$629.88	$622.92
11	141,000	521.70	516.06	174,000	643.80	636.84
12	148,000	559.44	553.52	179,586	678.83	671.65
13	208,000	807.04	796.64	208,000	807.04	796.64
14	198,000	786.06	778.14	208,000	825.76	817.44
15	203,000	826.21	818.09	208,000	846.56	838.24

(1)	Effective May 1, 2006, we began calculating fixed annuity payments under this rider using the guaranteed annuity purchase rates based on the “2000 Individual Annuitant Mortality Table A” (New Table), subject to state approval. Previously, our calculations were based on the “1983 Individual Annuity Mortality Table A” (Old Table). If you purchased a contract prior to May 1, 2006, the references to Old Table apply to your contract. If you purchased a contract on or after May 1, 2006, the table used under rider depends on which state you live in. Ask your investment professional which version of the rider, if any, is available in your state.
(2)	The monthly annuity payments illustrated under the standard annuity payout provisions of the contract and for the riders are computed using the rates guaranteed in Table B of the contract. These are the minimum amounts that could be paid under the standard annuity payout provisions of the contract based on the above assumptions. Annuity payouts under the standard annuity payout provisions of the contract when based on our current annuity payout rates (which are generally higher than the rates guaranteed in Table B of the contract) may be greater than the annuity payouts under the riders, which are always based on the rates guaranteed in Table B of the contract. If the annuity payouts under the standard contract provisions are more favorable than the payouts available under the rider, you will receive the higher standard payout.

NOTE: In the above examples, if you elected to begin receiving annuity payouts within 30 days after the 10th or the 13th contract anniversary, you would not benefit from the rider because the monthly annuity payout in these examples is the same as under the standard provisions of the contract. Because the examples are based on assumed contract values, not actual investment results, you should not conclude from the examples that the riders will provide higher payments more frequently than the standard provisions of the contract.

 132  RIVERSOURCE ACCESSCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

Appendix M: Condensed Financial Information (Unaudited)

The following tables give per-unit information about the financial history of the subaccounts representing the lowest and highest total annual variable account expense combinations. The date in which operations commenced in each subaccount is noted in parentheses. The SAI contains tables that give per-unit information about the financial history of each existing subaccount. We have not provided this information for subaccounts (if any) that were not available under your contract as of Dec. 31, 2012. You may obtain a copy of the SAI without charge by contacting us at the telephone number or address listed on the first page of the prospectus.

Variable account charges of 1.70% of the daily net assets of the variable account.
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

AllianceBernstein VPS Balanced Wealth Strategy Portfolio (Class B) (09/26/2008)
Accumulation unit value at beginning of period	$1.04	$1.09	$1.00	$0.82	$1.00	—	—	—	—	—
Accumulation unit value at end of period	$1.16	$1.04	$1.09	$1.00	$0.82	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	1	2	2	2	—	—	—	—	—

AllianceBernstein VPS Global Thematic Growth Portfolio (Class B) (08/30/2002)
Accumulation unit value at beginning of period	$1.20	$1.60	$1.37	$0.91	$1.76	$1.50	$1.40	$1.38	$1.33	$0.94
Accumulation unit value at end of period	$1.34	$1.20	$1.60	$1.37	$0.91	$1.76	$1.50	$1.40	$1.38	$1.33
Number of accumulation units outstanding at end of period (000 omitted)	95	108	107	100	100	107	16	16	16	15

AllianceBernstein VPS Growth and Income Portfolio (Class B) (08/30/2002)
Accumulation unit value at beginning of period	$1.32	$1.26	$1.14	$0.96	$1.65	$1.60	$1.39	$1.35	$1.24	$0.95
Accumulation unit value at end of period	$1.52	$1.32	$1.26	$1.14	$0.96	$1.65	$1.60	$1.39	$1.35	$1.24
Number of accumulation units outstanding at end of period (000 omitted)	52	40	56	61	84	154	167	189	109	52

AllianceBernstein VPS International Value Portfolio (Class B) (04/30/2004)
Accumulation unit value at beginning of period	$0.93	$1.17	$1.15	$0.87	$1.89	$1.82	$1.37	$1.20	$1.00	—
Accumulation unit value at end of period	$1.04	$0.93	$1.17	$1.15	$0.87	$1.89	$1.82	$1.37	$1.20	—
Number of accumulation units outstanding at end of period (000 omitted)	6,162	7,923	8,703	28,798	37,213	21,915	15,378	8,725	1,580	—

American Century VP Inflation Protection, Class II (04/30/2004)
Accumulation unit value at beginning of period	$1.34	$1.22	$1.18	$1.09	$1.13	$1.05	$1.05	$1.05	$1.00	—
Accumulation unit value at end of period	$1.42	$1.34	$1.22	$1.18	$1.09	$1.13	$1.05	$1.05	$1.05	—
Number of accumulation units outstanding at end of period (000 omitted)	7,159	8,705	12,467	14,455	14,852	23,568	25,472	20,290	3,919	—

American Century VP Mid Cap Value, Class II (05/01/2007)
Accumulation unit value at beginning of period	$0.97	$0.99	$0.85	$0.67	$0.90	$1.00	—	—	—	—
Accumulation unit value at end of period	$1.11	$0.97	$0.99	$0.85	$0.67	$0.90	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	6	9	—	—	—	—

American Century VP Ultra®, Class II (04/30/2004)
Accumulation unit value at beginning of period	$1.03	$1.04	$0.91	$0.69	$1.20	$1.01	$1.06	$1.06	$1.00	—
Accumulation unit value at end of period	$1.15	$1.03	$1.04	$0.91	$0.69	$1.20	$1.01	$1.06	$1.06	—
Number of accumulation units outstanding at end of period (000 omitted)	3,136	4,210	5,777	7,197	7,837	8,361	23,813	6,935	1,154	—

American Century VP Value, Class II (04/30/2004)
Accumulation unit value at beginning of period	$1.14	$1.15	$1.03	$0.88	$1.22	$1.31	$1.12	$1.09	$1.00	—
Accumulation unit value at end of period	$1.28	$1.14	$1.15	$1.03	$0.88	$1.22	$1.31	$1.12	$1.09	—
Number of accumulation units outstanding at end of period (000 omitted)	50	57	76	102	77	74	88	26	18	—

ClearBridge Variable Small Cap Growth Portfolio – Class I (05/01/2007)
Accumulation unit value at beginning of period	$1.03	$1.04	$0.84	$0.60	$1.03	$1.00	—	—	—	—
Accumulation unit value at end of period	$1.21	$1.03	$1.04	$0.84	$0.60	$1.03	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	55	66	80	45	27	10	—	—	—	—

Columbia Variable Portfolio – Cash Management Fund (Class 3) (03/01/2002)
Accumulation unit value at beginning of period	$0.98	$1.00	$1.02	$1.03	$1.03	$1.00	$0.97	$0.96	$0.97	$0.99
Accumulation unit value at end of period	$0.97	$0.98	$1.00	$1.02	$1.03	$1.03	$1.00	$0.97	$0.96	$0.97
Number of accumulation units outstanding at end of period (000 omitted)	2,444	4,164	3,587	19,621	8,230	5,476	2,192	1,151	399	76

Columbia Variable Portfolio – Diversified Bond Fund (Class 3) (03/01/2002)
Accumulation unit value at beginning of period	$1.32	$1.26	$1.18	$1.05	$1.14	$1.10	$1.07	$1.07	$1.04	$1.01
Accumulation unit value at end of period	$1.39	$1.32	$1.26	$1.18	$1.05	$1.14	$1.10	$1.07	$1.07	$1.04
Number of accumulation units outstanding at end of period (000 omitted)	2,688	3,083	4,009	84,971	77,286	67,959	33,990	1,077	842	152

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3) (03/03/2000)
Accumulation unit value at beginning of period	$1.52	$1.63	$1.42	$1.13	$1.94	$1.83	$1.55	$1.39	$1.20	$0.86
Accumulation unit value at end of period	$1.71	$1.52	$1.63	$1.42	$1.13	$1.94	$1.83	$1.55	$1.39	$1.20
Number of accumulation units outstanding at end of period (000 omitted)	6,228	8,456	10,953	63,435	55,414	35,371	27,624	9,764	608	392

Columbia Variable Portfolio – Emerging Markets Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.96	$2.52	$2.14	$1.25	$2.75	$2.02	$1.54	$1.17	$1.00	—
Accumulation unit value at end of period	$2.32	$1.96	$2.52	$2.14	$1.25	$2.75	$2.02	$1.54	$1.17	—
Number of accumulation units outstanding at end of period (000 omitted)	1,827	2,530	2,741	12,170	16,976	10,106	9,010	5,172	1,070	—

Columbia Variable Portfolio – High Income Fund (Class 2)* (04/28/2006)
Accumulation unit value at beginning of period	$1.28	$1.23	$1.11	$0.79	$1.07	$1.07	$1.00	—	—	—
Accumulation unit value at end of period	$1.45	$1.28	$1.23	$1.11	$0.79	$1.07	$1.07	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,105	1,446	2,071	2,632	3,351	4,145	9,940	—	—	—
*Columbia Variable Portfolio – High Income Fund (Class 2) is scheduled to be merged into Columbia Variable Portfolio – Income Opportunities Fund (Class 2) on April 29, 2013

RIVERSOURCE ACCESSCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 133

Variable account charges of 1.70% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

Columbia Variable Portfolio – High Yield Bond Fund (Class 3) (03/03/2000)
Accumulation unit value at beginning of period	$1.61	$1.55	$1.39	$0.92	$1.25	$1.25	$1.14	$1.12	$1.02	$0.83
Accumulation unit value at end of period	$1.84	$1.61	$1.55	$1.39	$0.92	$1.25	$1.25	$1.14	$1.12	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	1,210	1,679	2,244	4,591	5,601	6,703	8,935	4,144	855	325

Columbia Variable Portfolio – Income Opportunities Fund (Class 3) (06/01/2004)
Accumulation unit value at beginning of period	$1.55	$1.48	$1.33	$0.95	$1.19	$1.18	$1.11	$1.10	$1.00	—
Accumulation unit value at end of period	$1.75	$1.55	$1.48	$1.33	$0.95	$1.19	$1.18	$1.11	$1.10	—
Number of accumulation units outstanding at end of period (000 omitted)	711	1,002	1,436	41,498	25,442	20,776	8,355	8	—	—

Columbia Variable Portfolio – International Opportunity Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.22	$1.42	$1.27	$1.01	$1.73	$1.56	$1.28	$1.14	$1.00	—
Accumulation unit value at end of period	$1.41	$1.22	$1.42	$1.27	$1.01	$1.73	$1.56	$1.28	$1.14	—
Number of accumulation units outstanding at end of period (000 omitted)	14	13	13	13	20	20	20	16	1	—

Columbia Variable Portfolio – Large Cap Growth Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.02	$1.07	$0.93	$0.69	$1.27	$1.25	$1.14	$1.07	$1.00	—
Accumulation unit value at end of period	$1.21	$1.02	$1.07	$0.93	$0.69	$1.27	$1.25	$1.14	$1.07	—
Number of accumulation units outstanding at end of period (000 omitted)	274	231	331	809	5,059	3,798	—	—	—	—

Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3) (03/03/2000)
Accumulation unit value at beginning of period	$0.67	$0.64	$0.56	$0.46	$0.81	$0.80	$0.70	$0.67	$0.65	$0.51
Accumulation unit value at end of period	$0.75	$0.67	$0.64	$0.56	$0.46	$0.81	$0.80	$0.70	$0.67	$0.65
Number of accumulation units outstanding at end of period (000 omitted)	5,248	7,129	9,784	12,306	14,085	14,409	15,807	17,584	7,616	—

Columbia Variable Portfolio – Marsico Growth Fund (Class 1) (05/01/2007)
Accumulation unit value at beginning of period	$0.95	$0.99	$0.83	$0.67	$1.12	$1.00	—	—	—	—
Accumulation unit value at end of period	$1.05	$0.95	$0.99	$0.83	$0.67	$1.12	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,102	1,550	1,822	76,608	52,069	30,376	—	—	—	—

Columbia Variable Portfolio – Marsico International Opportunities Fund (Class 2) (05/01/2007)
Accumulation unit value at beginning of period	$0.72	$0.87	$0.78	$0.57	$1.13	$1.00	—	—	—	—
Accumulation unit value at end of period	$0.83	$0.72	$0.87	$0.78	$0.57	$1.13	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	22	40	44	70	20	17	—	—	—	—

Columbia Variable Portfolio – Mid Cap Growth Opportunity Fund (Class 3) (08/30/2002)
Accumulation unit value at beginning of period	$1.41	$1.69	$1.36	$0.85	$1.56	$1.40	$1.42	$1.31	$1.22	$1.02
Accumulation unit value at end of period	$1.54	$1.41	$1.69	$1.36	$0.85	$1.56	$1.40	$1.42	$1.31	$1.22
Number of accumulation units outstanding at end of period (000 omitted)	202	258	314	406	643	597	708	735	335	—

Columbia Variable Portfolio – Mid Cap Value Opportunity Fund (Class 3) (05/01/2007)
Accumulation unit value at beginning of period	$0.81	$0.90	$0.74	$0.54	$1.00	$1.00	—	—	—	—
Accumulation unit value at end of period	$0.94	$0.81	$0.90	$0.74	$0.54	$1.00	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	158	174	171	136	136	136	—	—	—	—

Columbia Variable Portfolio – S&P 500 Index Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.12	$1.13	$1.00	$0.81	$1.30	$1.26	$1.11	$1.08	$1.00	—
Accumulation unit value at end of period	$1.28	$1.12	$1.13	$1.00	$0.81	$1.30	$1.26	$1.11	$1.08	—
Number of accumulation units outstanding at end of period (000 omitted)	242	255	408	405	374	367	227	227	174	—

Columbia Variable Portfolio – Small Cap Value Fund (Class 2) (04/30/2004)
Accumulation unit value at beginning of period	$1.35	$1.47	$1.18	$0.96	$1.36	$1.42	$1.21	$1.17	$1.00	—
Accumulation unit value at end of period	$1.48	$1.35	$1.47	$1.18	$0.96	$1.36	$1.42	$1.21	$1.17	—
Number of accumulation units outstanding at end of period (000 omitted)	586	802	962	40,544	28,150	20,212	23	4	2	—

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 3) (03/03/2000)
Accumulation unit value at beginning of period	$1.20	$1.20	$1.19	$1.14	$1.19	$1.15	$1.13	$1.13	$1.14	$1.14
Accumulation unit value at end of period	$1.20	$1.20	$1.20	$1.19	$1.14	$1.19	$1.15	$1.13	$1.13	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	1,981	2,096	2,681	13,727	7,345	6,207	5,084	3,085	1,544	1,019

Credit Suisse Trust – Commodity Return Strategy Portfolio (05/01/2007)
Accumulation unit value at beginning of period	$0.83	$0.97	$0.84	$0.72	$1.10	$1.00	—	—	—	—
Accumulation unit value at end of period	$0.80	$0.83	$0.97	$0.84	$0.72	$1.10	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	399	395	456	200	140	135	—	—	—	—

Dreyfus Investment Portfolios MidCap Stock Portfolio, Service Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.22	$1.24	$0.99	$0.75	$1.28	$1.28	$1.21	$1.13	$1.00	—
Accumulation unit value at end of period	$1.43	$1.22	$1.24	$0.99	$0.75	$1.28	$1.28	$1.21	$1.13	—
Number of accumulation units outstanding at end of period (000 omitted)	5	13	19	21	20	19	22	15	13	—

Dreyfus Variable Investment Fund Appreciation Portfolio, Service Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.27	$1.18	$1.05	$0.87	$1.26	$1.20	$1.05	$1.03	$1.00	—
Accumulation unit value at end of period	$1.37	$1.27	$1.18	$1.05	$0.87	$1.26	$1.20	$1.05	$1.03	—
Number of accumulation units outstanding at end of period (000 omitted)	1	1	1	9	14	1	1	1	1	—

Dreyfus Variable Investment Fund International Equity Portfolio, Service Shares (05/01/2007)
Accumulation unit value at beginning of period	$0.68	$0.82	$0.76	$0.62	$1.09	$1.00	—	—	—	—
Accumulation unit value at end of period	$0.83	$0.68	$0.82	$0.76	$0.62	$1.09	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	9	18	18	19	17	18	—	—	—	—

Dreyfus Variable Investment Fund International Value Portfolio, Service Shares (04/30/2004)
Accumulation unit value at beginning of period	$0.99	$1.25	$1.22	$0.95	$1.54	$1.51	$1.25	$1.14	$1.00	—
Accumulation unit value at end of period	$1.10	$0.99	$1.25	$1.22	$0.95	$1.54	$1.51	$1.25	$1.14	—
Number of accumulation units outstanding at end of period (000 omitted)	6	6	14	63	66	115	87	57	9	—

 134  RIVERSOURCE ACCESSCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

Variable account charges of 1.70% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

Eaton Vance VT Floating-Rate Income Fund (05/01/2007)
Accumulation unit value at beginning of period	$1.08	$1.07	$1.00	$0.70	$0.98	$1.00	—	—	—	—
Accumulation unit value at end of period	$1.14	$1.08	$1.07	$1.00	$0.70	$0.98	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	841	986	1,158	31,381	22,672	16,330	—	—	—	—

Fidelity® VIP Contrafund® Portfolio Service Class 2 (08/30/2002)
Accumulation unit value at beginning of period	$1.65	$1.73	$1.50	$1.13	$2.00	$1.74	$1.58	$1.38	$1.22	$0.97
Accumulation unit value at end of period	$1.88	$1.65	$1.73	$1.50	$1.13	$2.00	$1.74	$1.58	$1.38	$1.22
Number of accumulation units outstanding at end of period (000 omitted)	7,907	10,705	13,957	27,907	47,719	43,300	45,089	16,531	3,067	152

Fidelity® VIP Growth Portfolio Service Class 2 (03/01/2002)
Accumulation unit value at beginning of period	$1.01	$1.03	$0.84	$0.67	$1.29	$1.04	$0.99	$0.96	$0.94	$0.73
Accumulation unit value at end of period	$1.14	$1.01	$1.03	$0.84	$0.67	$1.29	$1.04	$0.99	$0.96	$0.94
Number of accumulation units outstanding at end of period (000 omitted)	70	107	128	125	129	305	368	324	327	68

Fidelity® VIP Investment Grade Bond Portfolio Service Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.30	$1.23	$1.17	$1.03	$1.08	$1.06	$1.03	$1.03	$1.00	—
Accumulation unit value at end of period	$1.35	$1.30	$1.23	$1.17	$1.03	$1.08	$1.06	$1.03	$1.03	—
Number of accumulation units outstanding at end of period (000 omitted)	3,976	4,787	6,648	45,428	40,566	40,253	12,953	8,188	1,336	—

Fidelity® VIP Mid Cap Portfolio Service Class 2 (05/01/2001)
Accumulation unit value at beginning of period	$2.05	$2.34	$1.85	$1.35	$2.27	$2.00	$1.81	$1.56	$1.27	$0.94
Accumulation unit value at end of period	$2.31	$2.05	$2.34	$1.85	$1.35	$2.27	$2.00	$1.81	$1.56	$1.27
Number of accumulation units outstanding at end of period (000 omitted)	1,289	1,684	2,096	12,835	18,330	11,091	7,570	3,100	1,208	722

Fidelity® VIP Overseas Portfolio Service Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.05	$1.30	$1.17	$0.94	$1.71	$1.49	$1.28	$1.10	$1.00	—
Accumulation unit value at end of period	$1.25	$1.05	$1.30	$1.17	$0.94	$1.71	$1.49	$1.28	$1.10	—
Number of accumulation units outstanding at end of period (000 omitted)	1,467	1,997	2,249	4,907	4,814	4,416	4,843	4,036	1,573	—

FTVIPT Franklin Income Securities Fund – Class 2 (03/03/2000)
Accumulation unit value at beginning of period	$1.69	$1.68	$1.52	$1.14	$1.65	$1.61	$1.39	$1.39	$1.24	$0.96
Accumulation unit value at end of period	$1.87	$1.69	$1.68	$1.52	$1.14	$1.65	$1.61	$1.39	$1.39	$1.24
Number of accumulation units outstanding at end of period (000 omitted)	817	1,164	1,832	2,044	2,501	3,051	2,743	2,554	2,119	1,118

FTVIPT Franklin Rising Dividends Securities Fund – Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.25	$1.20	$1.01	$0.88	$1.22	$1.28	$1.11	$1.09	$1.00	—
Accumulation unit value at end of period	$1.38	$1.25	$1.20	$1.01	$0.88	$1.22	$1.28	$1.11	$1.09	—
Number of accumulation units outstanding at end of period (000 omitted)	110	110	113	134	142	160	63	38	14	—

FTVIPT Franklin Small-Mid Cap Growth Securities Fund – Class 2 (03/03/2000)
Accumulation unit value at beginning of period	$0.59	$0.63	$0.50	$0.36	$0.63	$0.57	$0.54	$0.52	$0.48	$0.35
Accumulation unit value at end of period	$0.64	$0.59	$0.63	$0.50	$0.36	$0.63	$0.57	$0.54	$0.52	$0.48
Number of accumulation units outstanding at end of period (000 omitted)	401	487	738	838	1,058	1,427	1,612	1,719	1,992	1,273

FTVIPT Mutual Shares Securities Fund – Class 2 (03/03/2000)
Accumulation unit value at beginning of period	$1.45	$1.49	$1.36	$1.10	$1.78	$1.75	$1.50	$1.38	$1.25	$1.01
Accumulation unit value at end of period	$1.63	$1.45	$1.49	$1.36	$1.10	$1.78	$1.75	$1.50	$1.38	$1.25
Number of accumulation units outstanding at end of period (000 omitted)	940	1,054	1,353	1,660	1,878	2,787	9,197	2,844	3,112	870

FTVIPT Templeton Global Bond Securities Fund – Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.79	$1.83	$1.63	$1.40	$1.34	$1.23	$1.11	$1.16	$1.00	—
Accumulation unit value at end of period	$2.02	$1.79	$1.83	$1.63	$1.40	$1.34	$1.23	$1.11	$1.16	—
Number of accumulation units outstanding at end of period (000 omitted)	3,010	3,899	4,938	34,264	32,433	35,814	23,082	7,734	1,493	—

FTVIPT Templeton Growth Securities Fund – Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.02	$1.12	$1.06	$0.82	$1.45	$1.44	$1.20	$1.12	$1.00	—
Accumulation unit value at end of period	$1.21	$1.02	$1.12	$1.06	$0.82	$1.45	$1.44	$1.20	$1.12	—
Number of accumulation units outstanding at end of period (000 omitted)	127	165	269	256	311	510	376	226	177	—

Goldman Sachs VIT Mid Cap Value Fund – Institutional Shares (03/03/2000)
Accumulation unit value at beginning of period	$2.68	$2.91	$2.37	$1.81	$2.93	$2.88	$2.53	$2.28	$1.84	$1.46
Accumulation unit value at end of period	$3.12	$2.68	$2.91	$2.37	$1.81	$2.93	$2.88	$2.53	$2.28	$1.84
Number of accumulation units outstanding at end of period (000 omitted)	1,657	2,277	2,833	10,008	11,967	11,638	9,377	4,128	1,284	550

Goldman Sachs VIT Structured U.S. Equity Fund – Institutional Shares (03/03/2000)
Accumulation unit value at beginning of period	$0.82	$0.80	$0.72	$0.61	$0.98	$1.02	$0.92	$0.87	$0.77	$0.61
Accumulation unit value at end of period	$0.93	$0.82	$0.80	$0.72	$0.61	$0.98	$1.02	$0.92	$0.87	$0.77
Number of accumulation units outstanding at end of period (000 omitted)	262	266	322	468	492	587	636	956	816	519

Invesco V.I. American Franchise Fund, Series II Shares (04/27/2012)
Accumulation unit value at beginning of period	$1.00	—	—	—	—	—	—	—	—	—
Accumulation unit value at end of period	$0.96	—	—	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	302	—	—	—	—	—	—	—	—	—

Invesco V.I. Comstock Fund, Series II Shares (08/30/2002)
Accumulation unit value at beginning of period	$1.42	$1.48	$1.30	$1.03	$1.63	$1.70	$1.49	$1.45	$1.26	$0.98
Accumulation unit value at end of period	$1.66	$1.42	$1.48	$1.30	$1.03	$1.63	$1.70	$1.49	$1.45	$1.26
Number of accumulation units outstanding at end of period (000 omitted)	8,817	12,380	16,064	35,637	43,373	36,774	36,888	18,912	3,700	73

Invesco V.I. Global Health Care Fund, Series II Shares (05/01/2007)
Accumulation unit value at beginning of period	$0.95	$0.93	$0.90	$0.72	$1.03	$1.00	—	—	—	—
Accumulation unit value at end of period	$1.13	$0.95	$0.93	$0.90	$0.72	$1.03	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	17	27	29	14	17	9	—	—	—	—

RIVERSOURCE ACCESSCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 135

Variable account charges of 1.70% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

Invesco V.I. International Growth Fund, Series II Shares (05/01/2007)
Accumulation unit value at beginning of period	$0.82	$0.89	$0.81	$0.61	$1.04	$1.00	—	—	—	—
Accumulation unit value at end of period	$0.93	$0.82	$0.89	$0.81	$0.61	$1.04	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	964	1,321	1,471	61,756	25,377	13,924	—	—	—	—

Invesco V.I. Mid Cap Core Equity Fund, Series II Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.22	$1.33	$1.19	$0.93	$1.33	$1.24	$1.14	$1.08	$1.00	—
Accumulation unit value at end of period	$1.33	$1.22	$1.33	$1.19	$0.93	$1.33	$1.24	$1.14	$1.08	—
Number of accumulation units outstanding at end of period (000 omitted)	267	342	426	560	664	808	912	1,051	427	—

Invesco V.I. Mid Cap Growth Fund, Series II Shares (04/27/2012)
Accumulation unit value at beginning of period	$1.00	—	—	—	—	—	—	—	—	—
Accumulation unit value at end of period	$0.97	—	—	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	47	—	—	—	—	—	—	—	—	—

Invesco V.I. Value Opportunities Fund, Series II Shares (07/31/2002)
Accumulation unit value at beginning of period	$1.07	$1.12	$1.07	$0.74	$1.56	$1.56	$1.41	$1.36	$1.24	$0.95
Accumulation unit value at end of period	$1.23	$1.07	$1.12	$1.07	$0.74	$1.56	$1.56	$1.41	$1.36	$1.24
Number of accumulation units outstanding at end of period (000 omitted)	1,043	1,475	1,830	2,251	2,882	2,554	2,791	3,249	1,479	220

Janus Aspen Series Janus Portfolio: Service Shares (05/01/2007)
Accumulation unit value at beginning of period	$0.87	$0.94	$0.83	$0.62	$1.05	$1.00	—	—	—	—
Accumulation unit value at end of period	$1.01	$0.87	$0.94	$0.83	$0.62	$1.05	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	960	1,385	1,565	65,361	54,012	36,050	—	—	—	—

MFS® New Discovery Series – Service Class (03/01/2002)
Accumulation unit value at beginning of period	$1.29	$1.47	$1.10	$0.69	$1.16	$1.15	$1.04	$1.00	$0.96	$0.73
Accumulation unit value at end of period	$1.54	$1.29	$1.47	$1.10	$0.69	$1.16	$1.15	$1.04	$1.00	$0.96
Number of accumulation units outstanding at end of period (000 omitted)	86	92	92	96	101	141	155	155	138	107

MFS® Total Return Series – Service Class (03/01/2002)
Accumulation unit value at beginning of period	$1.24	$1.24	$1.15	$0.99	$1.30	$1.28	$1.16	$1.15	$1.06	$0.93
Accumulation unit value at end of period	$1.35	$1.24	$1.24	$1.15	$0.99	$1.30	$1.28	$1.16	$1.15	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	430	513	617	632	661	1,039	1,095	1,130	1,184	348

MFS® Utilities Series – Service Class (03/01/2002)
Accumulation unit value at beginning of period	$2.49	$2.38	$2.13	$1.63	$2.67	$2.13	$1.65	$1.44	$1.13	$0.85
Accumulation unit value at end of period	$2.78	$2.49	$2.38	$2.13	$1.63	$2.67	$2.13	$1.65	$1.44	$1.13
Number of accumulation units outstanding at end of period (000 omitted)	24	37	43	56	66	103	85	72	63	37

Morgan Stanley UIF Global Real Estate Portfolio, Class II Shares (05/01/2007)
Accumulation unit value at beginning of period	$0.68	$0.77	$0.64	$0.46	$0.85	$1.00	—	—	—	—
Accumulation unit value at end of period	$0.87	$0.68	$0.77	$0.64	$0.46	$0.85	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	200	296	333	14,104	18,345	7,208	—	—	—	—

Morgan Stanley UIF Mid Cap Growth Portfolio, Class II Shares (05/01/2007)
Accumulation unit value at beginning of period	$1.08	$1.18	$0.91	$0.59	$1.12	$1.00	—	—	—	—
Accumulation unit value at end of period	$1.15	$1.08	$1.18	$0.91	$0.59	$1.12	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	18	18	19	10	9	8	—	—	—	—

Morgan Stanley UIF U.S. Real Estate Portfolio, Class II Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.77	$1.70	$1.34	$1.06	$1.74	$2.14	$1.58	$1.37	$1.00	—
Accumulation unit value at end of period	$2.01	$1.77	$1.70	$1.34	$1.06	$1.74	$2.14	$1.58	$1.37	—
Number of accumulation units outstanding at end of period (000 omitted)	140	199	289	498	554	553	510	443	177	—

Oppenheimer Capital Appreciation Fund/VA, Service Shares (08/30/2002)
Accumulation unit value at beginning of period	$1.25	$1.28	$1.20	$0.84	$1.58	$1.41	$1.33	$1.29	$1.24	$0.97
Accumulation unit value at end of period	$1.39	$1.25	$1.28	$1.20	$0.84	$1.58	$1.41	$1.33	$1.29	$1.24
Number of accumulation units outstanding at end of period (000 omitted)	3,235	4,237	5,659	6,442	7,744	7,383	8,562	6,720	1,419	14

Oppenheimer Global Fund/VA, Service Shares (05/01/2002)
Accumulation unit value at beginning of period	$1.40	$1.56	$1.37	$1.00	$1.71	$1.64	$1.42	$1.27	$1.08	$0.77
Accumulation unit value at end of period	$1.67	$1.40	$1.56	$1.37	$1.00	$1.71	$1.64	$1.42	$1.27	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	279	320	469	582	612	831	683	680	562	136

Oppenheimer Global Strategic Income Fund/VA, Service Shares (05/01/2002)
Accumulation unit value at beginning of period	$1.58	$1.60	$1.41	$1.21	$1.44	$1.34	$1.27	$1.26	$1.18	$1.03
Accumulation unit value at end of period	$1.76	$1.58	$1.60	$1.41	$1.21	$1.44	$1.34	$1.27	$1.26	$1.18
Number of accumulation units outstanding at end of period (000 omitted)	4,137	5,377	6,880	57,951	47,806	44,474	21,466	9,445	2,076	137

Oppenheimer Main Street Small Cap Fund®/VA, Service Shares (07/31/2002)
Accumulation unit value at beginning of period	$1.77	$1.85	$1.53	$1.14	$1.86	$1.92	$1.70	$1.58	$1.35	$0.95
Accumulation unit value at end of period	$2.05	$1.77	$1.85	$1.53	$1.14	$1.86	$1.92	$1.70	$1.58	$1.35
Number of accumulation units outstanding at end of period (000 omitted)	120	160	185	206	207	221	168	168	143	64

PIMCO VIT All Asset Portfolio, Advisor Class (05/01/2007)
Accumulation unit value at beginning of period	$1.13	$1.13	$1.02	$0.85	$1.03	$1.00	—	—	—	—
Accumulation unit value at end of period	$1.28	$1.13	$1.13	$1.02	$0.85	$1.03	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	801	1,040	1,090	33,919	46,677	37,481	—	—	—	—

Putnam VT Global Health Care Fund – Class IB Shares (05/01/2002)
Accumulation unit value at beginning of period	$1.11	$1.15	$1.14	$0.92	$1.13	$1.15	$1.14	$1.02	$0.97	$0.84
Accumulation unit value at end of period	$1.34	$1.11	$1.15	$1.14	$0.92	$1.13	$1.15	$1.14	$1.02	$0.97
Number of accumulation units outstanding at end of period (000 omitted)	5	7	23	97	123	136	162	175	177	188

 136  RIVERSOURCE ACCESSCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

Variable account charges of 1.70% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

Putnam VT International Equity Fund – Class IB Shares (03/03/2000)
Accumulation unit value at beginning of period	$0.60	$0.74	$0.68	$0.56	$1.01	$0.95	$0.75	$0.68	$0.60	$0.47
Accumulation unit value at end of period	$0.72	$0.60	$0.74	$0.68	$0.56	$1.01	$0.95	$0.75	$0.68	$0.60
Number of accumulation units outstanding at end of period (000 omitted)	412	526	877	955	1,134	1,511	1,624	1,716	1,786	1,760

Putnam VT Multi-Cap Growth Fund – Class IB Shares (09/24/2010)
Accumulation unit value at beginning of period	$1.05	$1.13	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.21	$1.05	$1.13	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	59	84	125	—	—	—	—	—	—	—

Putnam VT Small Cap Value Fund – Class IB Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.10	$1.18	$0.95	$0.73	$1.23	$1.44	$1.25	$1.18	$1.00	—
Accumulation unit value at end of period	$1.27	$1.10	$1.18	$0.95	$0.73	$1.23	$1.44	$1.25	$1.18	—
Number of accumulation units outstanding at end of period (000 omitted)	269	285	299	325	340	355	5,948	89	5	—

Variable Portfolio – Aggressive Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.06	$1.12	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.19	$1.06	$1.12	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	2,584	3,578	3,678	—	—	—	—	—	—	—

Variable Portfolio – Aggressive Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.06	$1.12	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.19	$1.06	$1.12	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	44,183	57,497	68,262	—	—	—	—	—	—	—

Variable Portfolio – BlackRock Global Inflation-Protected Securities Fund (Class 3) (05/01/2006)
Accumulation unit value at beginning of period	$1.25	$1.15	$1.12	$1.07	$1.09	$1.02	$1.00	—	—	—
Accumulation unit value at end of period	$1.29	$1.25	$1.15	$1.12	$1.07	$1.09	$1.02	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,621	2,043	2,737	67,428	34,578	35,149	26,599	—	—	—

Variable Portfolio – Conservative Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.05	$1.04	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.11	$1.05	$1.04	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	7,169	4,700	2,476	—	—	—	—	—	—	—

Variable Portfolio – Conservative Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.05	$1.04	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.11	$1.05	$1.04	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	46,958	53,602	58,932	—	—	—	—	—	—	—

Variable Portfolio – Moderate Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.07	$1.09	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.17	$1.07	$1.09	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	39,235	36,336	32,170	—	—	—	—	—	—	—

Variable Portfolio – Moderate Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.07	$1.09	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.17	$1.07	$1.09	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	399,382	458,939	516,525	—	—	—	—	—	—	—

Variable Portfolio – Moderately Aggressive Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.07	$1.11	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.18	$1.07	$1.11	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	25,607	28,278	25,057	—	—	—	—	—	—	—

Variable Portfolio – Moderately Aggressive Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.07	$1.11	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.18	$1.07	$1.11	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	154,016	213,018	254,807	—	—	—	—	—	—	—

Variable Portfolio – Moderately Conservative Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.07	$1.06	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.14	$1.07	$1.06	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	11,168	9,842	6,739	—	—	—	—	—	—	—

Variable Portfolio – Moderately Conservative Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.07	$1.07	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.14	$1.07	$1.07	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	60,919	69,228	81,004	—	—	—	—	—	—	—

Variable Portfolio – Partners Small Cap Value Fund (Class 3) (05/01/2002)
Accumulation unit value at beginning of period	$1.50	$1.60	$1.31	$0.98	$1.45	$1.55	$1.31	$1.26	$1.07	$0.79
Accumulation unit value at end of period	$1.68	$1.50	$1.60	$1.31	$0.98	$1.45	$1.55	$1.31	$1.26	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	3,372	4,522	5,828	9,670	11,364	11,900	10,097	9,125	1,935	72

Variable Portfolio – Sit Dividend Growth Fund (Class 3) (05/01/2007)
Accumulation unit value at beginning of period	$0.80	$0.84	$0.77	$0.60	$0.99	$1.00	—	—	—	—
Accumulation unit value at end of period	$0.87	$0.80	$0.84	$0.77	$0.60	$0.99	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,245	1,741	2,012	81,300	45,483	28,284	—	—	—	—

Variable Portfolio – Victory Established Value Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.19	$1.29	$1.08	$0.80	$1.29	$1.24	$1.08	$1.10	$1.00	—
Accumulation unit value at end of period	$1.36	$1.19	$1.29	$1.08	$0.80	$1.29	$1.24	$1.08	$1.10	—
Number of accumulation units outstanding at end of period (000 omitted)	—	7	7	7	7	7	8	8	2	—

RIVERSOURCE ACCESSCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 137

Variable account charges of 1.70% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

Wanger International (04/30/2004)
Accumulation unit value at beginning of period	$1.80	$2.14	$1.74	$1.18	$2.21	$1.94	$1.44	$1.20	$1.00	—
Accumulation unit value at end of period	$2.15	$1.80	$2.14	$1.74	$1.18	$2.21	$1.94	$1.44	$1.20	—
Number of accumulation units outstanding at end of period (000 omitted)	1,483	2,072	2,430	14,141	19,452	10,278	8,406	4,181	858	—

Wanger USA (04/30/2004)
Accumulation unit value at beginning of period	$1.32	$1.39	$1.15	$0.82	$1.39	$1.34	$1.26	$1.15	$1.00	—
Accumulation unit value at end of period	$1.56	$1.32	$1.39	$1.15	$0.82	$1.39	$1.34	$1.26	$1.15	—
Number of accumulation units outstanding at end of period (000 omitted)	2,250	3,139	4,208	17,593	17,008	13,828	7,563	5,332	946	—

Variable account charges of 2.20% of the daily net assets of the variable account.
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004

AllianceBernstein VPS Balanced Wealth Strategy Portfolio (Class B) (09/26/2008)
Accumulation unit value at beginning of period	$1.02	$1.08	$1.00	$0.82	$1.00	—	—	—	—
Accumulation unit value at end of period	$1.13	$1.02	$1.08	$1.00	$0.82	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

AllianceBernstein VPS Global Thematic Growth Portfolio (Class B) (05/01/2007)
Accumulation unit value at beginning of period	$0.77	$1.02	$0.88	$0.59	$1.15	$1.00	—	—	—
Accumulation unit value at end of period	$0.85	$0.77	$1.02	$0.88	$0.59	$1.15	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

AllianceBernstein VPS Growth and Income Portfolio (Class B) (04/30/2004)
Accumulation unit value at beginning of period	$1.01	$0.97	$0.88	$0.75	$1.29	$1.26	$1.10	$1.07	$1.00
Accumulation unit value at end of period	$1.16	$1.01	$0.97	$0.88	$0.75	$1.29	$1.26	$1.10	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

AllianceBernstein VPS International Value Portfolio (Class B) (04/30/2004)
Accumulation unit value at beginning of period	$0.90	$1.14	$1.11	$0.85	$1.85	$1.80	$1.36	$1.19	$1.00
Accumulation unit value at end of period	$1.00	$0.90	$1.14	$1.11	$0.85	$1.85	$1.80	$1.36	$1.19
Number of accumulation units outstanding at end of period (000 omitted)	15	14	15	24	40	59	67	39	6

American Century VP Inflation Protection, Class II (04/30/2004)
Accumulation unit value at beginning of period	$1.29	$1.18	$1.15	$1.07	$1.11	$1.03	$1.04	$1.05	$1.00
Accumulation unit value at end of period	$1.36	$1.29	$1.18	$1.15	$1.07	$1.11	$1.03	$1.04	$1.05
Number of accumulation units outstanding at end of period (000 omitted)	8	7	8	8	19	141	224	126	22

American Century VP Mid Cap Value, Class II (05/01/2007)
Accumulation unit value at beginning of period	$0.95	$0.98	$0.84	$0.66	$0.89	$1.00	—	—	—
Accumulation unit value at end of period	$1.08	$0.95	$0.98	$0.84	$0.66	$0.89	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

American Century VP Ultra®, Class II (04/30/2004)
Accumulation unit value at beginning of period	$0.99	$1.00	$0.89	$0.67	$1.18	$1.00	$1.06	$1.06	$1.00
Accumulation unit value at end of period	$1.10	$0.99	$1.00	$0.89	$0.67	$1.18	$1.00	$1.06	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	18	18	19	19	42	91	149	50	—

American Century VP Value, Class II (04/30/2004)
Accumulation unit value at beginning of period	$1.09	$1.11	$1.00	$0.86	$1.20	$1.29	$1.11	$1.09	$1.00
Accumulation unit value at end of period	$1.23	$1.09	$1.11	$1.00	$0.86	$1.20	$1.29	$1.11	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

ClearBridge Variable Small Cap Growth Portfolio – Class I (05/01/2007)
Accumulation unit value at beginning of period	$1.01	$1.02	$0.83	$0.59	$1.03	$1.00	—	—	—
Accumulation unit value at end of period	$1.18	$1.01	$1.02	$0.83	$0.59	$1.03	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	4	—	—	—	—	—	—

Columbia Variable Portfolio – Cash Management Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$0.98	$1.00	$1.02	$1.04	$1.04	$1.02	$0.99	$0.99	$1.00
Accumulation unit value at end of period	$0.96	$0.98	$1.00	$1.02	$1.04	$1.04	$1.02	$0.99	$0.99
Number of accumulation units outstanding at end of period (000 omitted)	6	5	61	73	353	—	7	4	—

Columbia Variable Portfolio – Diversified Bond Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.23	$1.17	$1.11	$0.99	$1.08	$1.05	$1.03	$1.03	$1.00
Accumulation unit value at end of period	$1.29	$1.23	$1.17	$1.11	$0.99	$1.08	$1.05	$1.03	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	5	5	11	59	105	66	40	—	—

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.22	$1.31	$1.15	$0.92	$1.58	$1.50	$1.28	$1.15	$1.00
Accumulation unit value at end of period	$1.36	$1.22	$1.31	$1.15	$0.92	$1.58	$1.50	$1.28	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	22	23	28	51	82	160	181	83	—

Columbia Variable Portfolio – Emerging Markets Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.88	$2.44	$2.08	$1.22	$2.70	$2.00	$1.52	$1.16	$1.00
Accumulation unit value at end of period	$2.22	$1.88	$2.44	$2.08	$1.22	$2.70	$2.00	$1.52	$1.16
Number of accumulation units outstanding at end of period (000 omitted)	5	5	7	8	18	32	46	24	3

 138  RIVERSOURCE ACCESSCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

Variable account charges of 2.20% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004

Columbia Variable Portfolio – High Income Fund (Class 2)* (04/28/2006)
Accumulation unit value at beginning of period	$1.25	$1.20	$1.09	$0.78	$1.06	$1.06	$1.00	—	—
Accumulation unit value at end of period	$1.40	$1.25	$1.20	$1.09	$0.78	$1.06	$1.06	—	—
Number of accumulation units outstanding at end of period (000 omitted)	2	2	2	2	7	42	70	—	—
*Columbia Variable Portfolio – High Income Fund (Class 2) is scheduled to be merged into Columbia Variable Portfolio – Income Opportunities Fund (Class 2) on April 29, 2013

Columbia Variable Portfolio – High Yield Bond Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.51	$1.46	$1.31	$0.87	$1.19	$1.19	$1.10	$1.08	$1.00
Accumulation unit value at end of period	$1.70	$1.51	$1.46	$1.31	$0.87	$1.19	$1.19	$1.10	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	1	1	1	1	6	38	55	30	4

Columbia Variable Portfolio – Income Opportunities Fund (Class 3) (06/01/2004)
Accumulation unit value at beginning of period	$1.49	$1.43	$1.30	$0.93	$1.17	$1.17	$1.10	$1.09	$1.00
Accumulation unit value at end of period	$1.67	$1.49	$1.43	$1.30	$0.93	$1.17	$1.17	$1.10	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	1	1	4	14	23	31	14	—	—

Columbia Variable Portfolio – International Opportunity Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.18	$1.37	$1.23	$0.99	$1.70	$1.54	$1.27	$1.14	$1.00
Accumulation unit value at end of period	$1.35	$1.18	$1.37	$1.23	$0.99	$1.70	$1.54	$1.27	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Columbia Variable Portfolio – Large Cap Growth Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$0.98	$1.04	$0.91	$0.68	$1.24	$1.23	$1.13	$1.07	$1.00
Accumulation unit value at end of period	$1.16	$0.98	$1.04	$0.91	$0.68	$1.24	$1.23	$1.13	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	1	1	1	1	1	—	—	—	—

Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.00	$0.98	$0.85	$0.70	$1.24	$1.23	$1.09	$1.05	$1.00
Accumulation unit value at end of period	$1.12	$1.00	$0.98	$0.85	$0.70	$1.24	$1.23	$1.09	$1.05
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	2	14	21	19

Columbia Variable Portfolio – Marsico Growth Fund (Class 1) (05/01/2007)
Accumulation unit value at beginning of period	$0.93	$0.97	$0.82	$0.66	$1.12	$1.00	—	—	—
Accumulation unit value at end of period	$1.02	$0.93	$0.97	$0.82	$0.66	$1.12	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	1	10	35	35	43	—	—	—

Columbia Variable Portfolio – Marsico International Opportunities Fund (Class 2) (05/01/2007)
Accumulation unit value at beginning of period	$0.70	$0.86	$0.77	$0.57	$1.13	$1.00	—	—	—
Accumulation unit value at end of period	$0.81	$0.70	$0.86	$0.77	$0.57	$1.13	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Columbia Variable Portfolio – Mid Cap Growth Opportunity Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.10	$1.33	$1.07	$0.67	$1.25	$1.12	$1.15	$1.06	$1.00
Accumulation unit value at end of period	$1.20	$1.10	$1.33	$1.07	$0.67	$1.25	$1.12	$1.15	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	1	1	1

Columbia Variable Portfolio – Mid Cap Value Opportunity Fund (Class 3) (05/01/2007)
Accumulation unit value at beginning of period	$0.79	$0.88	$0.73	$0.53	$0.99	$1.00	—	—	—
Accumulation unit value at end of period	$0.91	$0.79	$0.88	$0.73	$0.53	$0.99	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Columbia Variable Portfolio – S&P 500 Index Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.08	$1.09	$0.97	$0.79	$1.28	$1.24	$1.10	$1.08	$1.00
Accumulation unit value at end of period	$1.22	$1.08	$1.09	$0.97	$0.79	$1.28	$1.24	$1.10	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Columbia Variable Portfolio – Small Cap Value Fund (Class 2) (04/30/2004)
Accumulation unit value at beginning of period	$1.30	$1.42	$1.15	$0.94	$1.34	$1.40	$1.20	$1.16	$1.00
Accumulation unit value at end of period	$1.42	$1.30	$1.42	$1.15	$0.94	$1.34	$1.40	$1.20	$1.16
Number of accumulation units outstanding at end of period (000 omitted)	—	—	3	16	18	30	—	—	—

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.02	$1.02	$1.02	$0.98	$1.03	$1.00	$0.99	$0.99	$1.00
Accumulation unit value at end of period	$1.01	$1.02	$1.02	$1.02	$0.98	$1.03	$1.00	$0.99	$0.99
Number of accumulation units outstanding at end of period (000 omitted)	3	3	3	14	21	—	9	5	—

Credit Suisse Trust – Commodity Return Strategy Portfolio (05/01/2007)
Accumulation unit value at beginning of period	$0.81	$0.95	$0.83	$0.71	$1.10	$1.00	—	—	—
Accumulation unit value at end of period	$0.78	$0.81	$0.95	$0.83	$0.71	$1.10	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Dreyfus Investment Portfolios MidCap Stock Portfolio, Service Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.18	$1.20	$0.97	$0.73	$1.25	$1.26	$1.20	$1.13	$1.00
Accumulation unit value at end of period	$1.37	$1.18	$1.20	$0.97	$0.73	$1.25	$1.26	$1.20	$1.13
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Dreyfus Variable Investment Fund Appreciation Portfolio, Service Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.22	$1.15	$1.02	$0.85	$1.24	$1.18	$1.04	$1.02	$1.00
Accumulation unit value at end of period	$1.31	$1.22	$1.15	$1.02	$0.85	$1.24	$1.18	$1.04	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

RIVERSOURCE ACCESSCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 139

Variable account charges of 2.20% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004

Dreyfus Variable Investment Fund International Equity Portfolio, Service Shares (05/01/2007)
Accumulation unit value at beginning of period	$0.67	$0.80	$0.75	$0.61	$1.09	$1.00	—	—	—
Accumulation unit value at end of period	$0.80	$0.67	$0.80	$0.75	$0.61	$1.09	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Dreyfus Variable Investment Fund International Value Portfolio, Service Shares (04/30/2004)
Accumulation unit value at beginning of period	$0.96	$1.20	$1.18	$0.92	$1.51	$1.49	$1.24	$1.14	$1.00
Accumulation unit value at end of period	$1.05	$0.96	$1.20	$1.18	$0.92	$1.51	$1.49	$1.24	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Eaton Vance VT Floating-Rate Income Fund (05/01/2007)
Accumulation unit value at beginning of period	$1.05	$1.05	$0.98	$0.70	$0.98	$1.00	—	—	—
Accumulation unit value at end of period	$1.11	$1.05	$1.05	$0.98	$0.70	$0.98	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	2	15	27	13	—	—	—

Fidelity® VIP Contrafund® Portfolio Service Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.27	$1.34	$1.17	$0.88	$1.58	$1.37	$1.26	$1.10	$1.00
Accumulation unit value at end of period	$1.45	$1.27	$1.34	$1.17	$0.88	$1.58	$1.37	$1.26	$1.10
Number of accumulation units outstanding at end of period (000 omitted)	25	26	31	38	83	177	296	101	8

Fidelity® VIP Growth Portfolio Service Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.05	$1.07	$0.88	$0.71	$1.37	$1.10	$1.06	$1.03	$1.00
Accumulation unit value at end of period	$1.17	$1.05	$1.07	$0.88	$0.71	$1.37	$1.10	$1.06	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Fidelity® VIP Investment Grade Bond Portfolio Service Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.25	$1.19	$1.13	$1.00	$1.06	$1.04	$1.03	$1.03	$1.00
Accumulation unit value at end of period	$1.29	$1.25	$1.19	$1.13	$1.00	$1.06	$1.04	$1.03	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	11	10	13	36	65	166	215	115	19

Fidelity® VIP Mid Cap Portfolio Service Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.53	$1.76	$1.40	$1.02	$1.73	$1.53	$1.40	$1.21	$1.00
Accumulation unit value at end of period	$1.72	$1.53	$1.76	$1.40	$1.02	$1.73	$1.53	$1.40	$1.21
Number of accumulation units outstanding at end of period (000 omitted)	5	5	6	13	23	38	39	16	—

Fidelity® VIP Overseas Portfolio Service Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.02	$1.26	$1.14	$0.92	$1.68	$1.47	$1.27	$1.10	$1.00
Accumulation unit value at end of period	$1.20	$1.02	$1.26	$1.14	$0.92	$1.68	$1.47	$1.27	$1.10
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	1	2	5	6	5

FTVIPT Franklin Income Securities Fund – Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.31	$1.31	$1.19	$0.90	$1.30	$1.29	$1.11	$1.12	$1.00
Accumulation unit value at end of period	$1.45	$1.31	$1.31	$1.19	$0.90	$1.30	$1.29	$1.11	$1.12
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

FTVIPT Franklin Rising Dividends Securities Fund – Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.20	$1.16	$0.98	$0.86	$1.20	$1.26	$1.10	$1.09	$1.00
Accumulation unit value at end of period	$1.32	$1.20	$1.16	$0.98	$0.86	$1.20	$1.26	$1.10	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

FTVIPT Franklin Small-Mid Cap Growth Securities Fund – Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.17	$1.26	$1.01	$0.72	$1.27	$1.17	$1.10	$1.07	$1.00
Accumulation unit value at end of period	$1.27	$1.17	$1.26	$1.01	$0.72	$1.27	$1.17	$1.10	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

FTVIPT Mutual Shares Securities Fund – Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.10	$1.14	$1.05	$0.85	$1.38	$1.36	$1.18	$1.09	$1.00
Accumulation unit value at end of period	$1.23	$1.10	$1.14	$1.05	$0.85	$1.38	$1.36	$1.18	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	7	6	16	—	—

FTVIPT Templeton Global Bond Securities Fund – Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.72	$1.77	$1.58	$1.36	$1.31	$1.21	$1.10	$1.16	$1.00
Accumulation unit value at end of period	$1.94	$1.72	$1.77	$1.58	$1.36	$1.31	$1.21	$1.10	$1.16
Number of accumulation units outstanding at end of period (000 omitted)	3	3	5	18	34	64	78	39	8

FTVIPT Templeton Growth Securities Fund – Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$0.98	$1.08	$1.03	$0.80	$1.42	$1.42	$1.19	$1.12	$1.00
Accumulation unit value at end of period	$1.16	$0.98	$1.08	$1.03	$0.80	$1.42	$1.42	$1.19	$1.12
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Goldman Sachs VIT Mid Cap Value Fund – Institutional Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.36	$1.48	$1.21	$0.93	$1.51	$1.49	$1.32	$1.19	$1.00
Accumulation unit value at end of period	$1.57	$1.36	$1.48	$1.21	$0.93	$1.51	$1.49	$1.32	$1.19
Number of accumulation units outstanding at end of period (000 omitted)	7	7	12	17	30	58	65	28	3

Goldman Sachs VIT Structured U.S. Equity Fund – Institutional Shares (05/01/2007)
Accumulation unit value at beginning of period	$0.77	$0.75	$0.68	$0.58	$0.93	$1.00	—	—	—
Accumulation unit value at end of period	$0.86	$0.77	$0.75	$0.68	$0.58	$0.93	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

 140  RIVERSOURCE ACCESSCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

Variable account charges of 2.20% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004

Invesco V.I. American Franchise Fund, Series II Shares (04/27/2012)
Accumulation unit value at beginning of period	$1.00	—	—	—	—	—	—	—	—
Accumulation unit value at end of period	$0.96	—	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Invesco V.I. Comstock Fund, Series II Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.06	$1.11	$0.98	$0.78	$1.24	$1.30	$1.15	$1.13	$1.00
Accumulation unit value at end of period	$1.24	$1.06	$1.11	$0.98	$0.78	$1.24	$1.30	$1.15	$1.13
Number of accumulation units outstanding at end of period (000 omitted)	29	31	34	42	78	192	235	119	13

Invesco V.I. Global Health Care Fund, Series II Shares (05/01/2007)
Accumulation unit value at beginning of period	$0.93	$0.91	$0.89	$0.71	$1.02	$1.00	—	—	—
Accumulation unit value at end of period	$1.09	$0.93	$0.91	$0.89	$0.71	$1.02	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Invesco V.I. International Growth Fund, Series II Shares (05/01/2007)
Accumulation unit value at beginning of period	$0.80	$0.88	$0.80	$0.60	$1.04	$1.00	—	—	—
Accumulation unit value at end of period	$0.90	$0.80	$0.88	$0.80	$0.60	$1.04	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	3	23	20	22	—	—	—

Invesco V.I. Mid Cap Core Equity Fund, Series II Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.18	$1.29	$1.16	$0.91	$1.31	$1.22	$1.13	$1.07	$1.00
Accumulation unit value at end of period	$1.28	$1.18	$1.29	$1.16	$0.91	$1.31	$1.22	$1.13	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	1	1	1

Invesco V.I. Mid Cap Growth Fund, Series II Shares (04/27/2012)
Accumulation unit value at beginning of period	$1.00	—	—	—	—	—	—	—	—
Accumulation unit value at end of period	$0.97	—	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Invesco V.I. Value Opportunities Fund, Series II Shares (04/30/2004)
Accumulation unit value at beginning of period	$0.81	$0.86	$0.82	$0.57	$1.21	$1.22	$1.10	$1.07	$1.00
Accumulation unit value at end of period	$0.94	$0.81	$0.86	$0.82	$0.57	$1.21	$1.22	$1.10	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	5	5	6

Janus Aspen Series Janus Portfolio: Service Shares (05/01/2007)
Accumulation unit value at beginning of period	$0.85	$0.92	$0.82	$0.62	$1.05	$1.00	—	—	—
Accumulation unit value at end of period	$0.98	$0.85	$0.92	$0.82	$0.62	$1.05	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	1	7	33	38	55	—	—	—

MFS® New Discovery Series – Service Class (04/30/2004)
Accumulation unit value at beginning of period	$1.30	$1.48	$1.11	$0.70	$1.18	$1.18	$1.07	$1.04	$1.00
Accumulation unit value at end of period	$1.53	$1.30	$1.48	$1.11	$0.70	$1.18	$1.18	$1.07	$1.04
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

MFS® Total Return Series – Service Class (04/30/2004)
Accumulation unit value at beginning of period	$1.13	$1.13	$1.06	$0.92	$1.21	$1.19	$1.09	$1.08	$1.00
Accumulation unit value at end of period	$1.22	$1.13	$1.13	$1.06	$0.92	$1.21	$1.19	$1.09	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

MFS® Utilities Series – Service Class (04/30/2004)
Accumulation unit value at beginning of period	$2.06	$1.98	$1.78	$1.37	$2.25	$1.81	$1.41	$1.24	$1.00
Accumulation unit value at end of period	$2.28	$2.06	$1.98	$1.78	$1.37	$2.25	$1.81	$1.41	$1.24
Number of accumulation units outstanding at end of period (000 omitted)	—	—	2	—	—	—	—	—	—

Morgan Stanley UIF Global Real Estate Portfolio, Class II Shares (05/01/2007)
Accumulation unit value at beginning of period	$0.67	$0.76	$0.64	$0.46	$0.84	$1.00	—	—	—
Accumulation unit value at end of period	$0.85	$0.67	$0.76	$0.64	$0.46	$0.84	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	1	6	9	11	—	—	—

Morgan Stanley UIF Mid Cap Growth Portfolio, Class II Shares (05/01/2007)
Accumulation unit value at beginning of period	$1.05	$1.16	$0.90	$0.58	$1.12	$1.00	—	—	—
Accumulation unit value at end of period	$1.12	$1.05	$1.16	$0.90	$0.58	$1.12	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Morgan Stanley UIF U.S. Real Estate Portfolio, Class II Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.70	$1.65	$1.30	$1.03	$1.71	$2.11	$1.57	$1.37	$1.00
Accumulation unit value at end of period	$1.92	$1.70	$1.65	$1.30	$1.03	$1.71	$2.11	$1.57	$1.37
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	3	3	3

Oppenheimer Capital Appreciation Fund/VA, Service Shares (04/30/2004)
Accumulation unit value at beginning of period	$0.98	$1.02	$0.95	$0.68	$1.27	$1.14	$1.08	$1.06	$1.00
Accumulation unit value at end of period	$1.09	$0.98	$1.02	$0.95	$0.68	$1.27	$1.14	$1.08	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	12	12	12	11	19	57	87	48	8

Oppenheimer Global Fund/VA, Service Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.23	$1.37	$1.21	$0.89	$1.53	$1.47	$1.28	$1.15	$1.00
Accumulation unit value at end of period	$1.46	$1.23	$1.37	$1.21	$0.89	$1.53	$1.47	$1.28	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

RIVERSOURCE ACCESSCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 141

Variable account charges of 2.20% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004

Oppenheimer Global Strategic Income Fund/VA, Service Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.29	$1.31	$1.16	$1.00	$1.20	$1.12	$1.07	$1.07	$1.00
Accumulation unit value at end of period	$1.42	$1.29	$1.31	$1.16	$1.00	$1.20	$1.12	$1.07	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	5	6	10	34	60	120	136	68	12

Oppenheimer Main Street Small Cap Fund®/VA, Service Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.26	$1.32	$1.10	$0.82	$1.35	$1.40	$1.25	$1.16	$1.00
Accumulation unit value at end of period	$1.45	$1.26	$1.32	$1.10	$0.82	$1.35	$1.40	$1.25	$1.16
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

PIMCO VIT All Asset Portfolio, Advisor Class (05/01/2007)
Accumulation unit value at beginning of period	$1.11	$1.11	$1.01	$0.85	$1.03	$1.00	—	—	—
Accumulation unit value at end of period	$1.24	$1.11	$1.11	$1.01	$0.85	$1.03	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	1	5	25	43	46	—	—	—

Putnam VT Global Health Care Fund – Class IB Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.08	$1.11	$1.11	$0.90	$1.11	$1.14	$1.14	$1.03	$1.00
Accumulation unit value at end of period	$1.29	$1.08	$1.11	$1.11	$0.90	$1.11	$1.14	$1.14	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Putnam VT International Equity Fund – Class IB Shares (04/30/2004)
Accumulation unit value at beginning of period	$0.97	$1.19	$1.11	$0.91	$1.66	$1.56	$1.25	$1.14	$1.00
Accumulation unit value at end of period	$1.15	$0.97	$1.19	$1.11	$0.91	$1.66	$1.56	$1.25	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Putnam VT Multi-Cap Growth Fund – Class IB Shares (09/24/2010)
Accumulation unit value at beginning of period	$1.05	$1.13	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.19	$1.05	$1.13	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Putnam VT Small Cap Value Fund – Class IB Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.06	$1.14	$0.92	$0.72	$1.21	$1.42	$1.23	$1.18	$1.00
Accumulation unit value at end of period	$1.22	$1.06	$1.14	$0.92	$0.72	$1.21	$1.42	$1.23	$1.18
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	5	4	12	—	—

Variable Portfolio – Aggressive Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.05	$1.11	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.17	$1.05	$1.11	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Variable Portfolio – Aggressive Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.06	$1.11	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.17	$1.06	$1.11	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	221	223	266	—	—	—	—	—	—

Variable Portfolio – BlackRock Global Inflation-Protected Securities Fund (Class 3) (05/01/2006)
Accumulation unit value at beginning of period	$1.21	$1.12	$1.10	$1.06	$1.08	$1.02	$1.00	—	—
Accumulation unit value at end of period	$1.25	$1.21	$1.12	$1.10	$1.06	$1.08	$1.02	—	—
Number of accumulation units outstanding at end of period (000 omitted)	3	3	6	29	44	38	29	—	—

Variable Portfolio – Conservative Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.05	$1.04	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.10	$1.05	$1.04	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Variable Portfolio – Conservative Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.05	$1.04	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.10	$1.05	$1.04	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Variable Portfolio – Moderate Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.06	$1.08	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.15	$1.06	$1.08	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	47	47	47	—	—	—	—	—	—

Variable Portfolio – Moderate Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.06	$1.08	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.15	$1.06	$1.08	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	227	239	257	—	—	—	—	—	—

Variable Portfolio – Moderately Aggressive Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.06	$1.10	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.17	$1.06	$1.10	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Variable Portfolio – Moderately Aggressive Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.06	$1.10	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.17	$1.06	$1.10	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	69	—	—	—	—	—	—

 142  RIVERSOURCE ACCESSCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

Variable account charges of 2.20% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004

Variable Portfolio – Moderately Conservative Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.06	$1.06	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.12	$1.06	$1.06	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Variable Portfolio – Moderately Conservative Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.06	$1.06	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.13	$1.06	$1.06	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	61	61	61	—	—	—	—	—	—

Variable Portfolio – Partners Small Cap Value Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.32	$1.41	$1.16	$0.87	$1.30	$1.40	$1.19	$1.15	$1.00
Accumulation unit value at end of period	$1.47	$1.32	$1.41	$1.16	$0.87	$1.30	$1.40	$1.19	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	10	10	10	11	17	56	72	43	5

Variable Portfolio – Sit Dividend Growth Fund (Class 3) (05/01/2007)
Accumulation unit value at beginning of period	$0.78	$0.83	$0.76	$0.59	$0.98	$1.00	—	—	—
Accumulation unit value at end of period	$0.85	$0.78	$0.83	$0.76	$0.59	$0.98	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	1	6	38	35	41	—	—	—

Variable Portfolio – Victory Established Value Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.14	$1.25	$1.05	$0.78	$1.26	$1.22	$1.08	$1.09	$1.00
Accumulation unit value at end of period	$1.31	$1.14	$1.25	$1.05	$0.78	$1.26	$1.22	$1.08	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Wanger International (04/30/2004)
Accumulation unit value at beginning of period	$1.73	$2.07	$1.70	$1.16	$2.17	$1.91	$1.42	$1.20	$1.00
Accumulation unit value at end of period	$2.06	$1.73	$2.07	$1.70	$1.16	$2.17	$1.91	$1.42	$1.20
Number of accumulation units outstanding at end of period (000 omitted)	6	7	7	13	22	46	61	32	3

Wanger USA (04/30/2004)
Accumulation unit value at beginning of period	$1.27	$1.35	$1.12	$0.80	$1.36	$1.32	$1.25	$1.15	$1.00
Accumulation unit value at end of period	$1.49	$1.27	$1.35	$1.12	$0.80	$1.36	$1.32	$1.25	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	6	6	8	14	18	49	56	28	4

RIVERSOURCE ACCESSCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 143

Table of Contents of the Statement of Additional Information

Calculating Annuity Payouts	p. 3

Rating Agencies	p. 4

Revenues Received During Calendar Year 2012	p. 4

Principal Underwriter	p. 5

Independent Registered Public Accounting Firms	p. 5

Condensed Financial Information (Unaudited)	p. 6

Financial Statements

 144  RIVERSOURCE ACCESSCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

RiverSource Life Insurance Company
829 Ameriprise Financial Center
Minneapolis, MN 55474
1-800-333-3437

RiverSource Distributors, Inc. (Distributor), Member FINRA.
Insurance and annuity products are issued by RiverSource Life Insurance Company.

©2008-2013 RiverSource Life Insurance Company. All rights reserved.
273416 P (4/13)

Prospectus

April 29, 2013

RiverSource®

Endeavor Select Variable Annuity

INDIVIDUAL FLEXIBLE PREMIUM DEFERRED COMBINATION FIXED/VARIABLE ANNUITY

Issued by:	RiverSource Life Insurance Company (RiverSource Life)

829 Ameriprise Financial Center
Minneapolis, MN 55474
Telephone: 1-800-333-3437
(Corporate Office)
RiverSource Variable Annuity Account/RiverSource MVA Account

New contracts are not currently being offered.

This prospectus contains information that you should know before investing. Prospectuses are also available for:

AllianceBernstein Variable Products Series Fund, Inc. (Class B)
American Century® Variable Portfolios, Inc., Class II
Columbia Funds Variable Insurance Trust
Columbia Funds Variable Series Trust II
Credit Suisse Trust
Dreyfus Variable Investment Fund, Service Share Class
Eaton Vance Variable Trust (VT)
Fidelity® Variable Insurance Products Service Class 2
Franklin® Templeton® Variable Insurance Products
  Trust (FTVIPT) – Class 2
Goldman Sachs Variable Insurance Trust (VIT)
Invesco Variable Insurance Funds
Janus Aspen Series: Service Shares
Legg Mason Partners Variable Equity Trust
MFS® Variable Insurance Trustsm – Service Class
Morgan Stanley Universal Institutional Funds (UIF)
Oppenheimer Variable Account Funds, Service Shares
PIMCO Variable Insurance Trust (VIT)
Putnam Variable Trust – Class IB Shares
Wanger Advisors Trust

Some funds may not be available in your contract. Please read the prospectuses carefully and keep them for future reference.

The Securities and Exchange Commission (SEC) has not approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

An investment in this contract is not a deposit of a bank or financial institution and is not insured or guaranteed by the Federal Deposit Insurance Corporation (FDIC) or any other government agency. An investment in this contract involves investment risk including the possible loss of principal.

A Statement of Additional Information (SAI), dated the same date as this prospectus, is incorporated by reference into this prospectus. It is filed with the SEC and is available without charge by contacting RiverSource Life at the telephone number and address listed above. The table of contents of the SAI is on the last page of this prospectus. The SEC maintains an Internet site. This prospectus, the SAI and other information about the product are available on the EDGAR Database on the SEC’s Internet site at (http://www.sec.gov).

Variable annuities are insurance products that are complex investment vehicles. Before you invest, be sure to ask your investment professional about the variable annuity’s features, benefits, risks and fees, and whether the variable annuity is appropriate for you, based upon your financial situation and objectives.

The contract and/or certain optional benefits described in this prospectus may not be available in all jurisdictions. This prospectus constitutes an offering or solicitation only in those jurisdictions where such offering or solicitation may lawfully be made. State variations are covered in a special contract form used in that state. This prospectus provides a general description of the contract. Your actual contract and any riders or endorsements are the controlling documents.

RiverSource Life has not authorized any person to give any information or to make any representations regarding the contract other than those contained in this prospectus or the fund prospectuses. Do not rely on any such information or representations.

RIVERSOURCE ENDEAVOR SELECT VARIABLE ANNUITY — PROSPECTUS 1

RiverSource Life offers other variable annuity contracts in addition to the contract described in this prospectus. Each annuity has different features and optional benefits that may be appropriate for you based on your individual financial situation and needs, your age and how you intend to use the annuity. The different features and benefits may include the investment and fund manager options, variations in interest rate amount and guarantees, credits, withdrawal charge schedules and access to your annuity account values. The fees and charges you will pay when buying, owning and withdrawing money from the contract we describe in this prospectus may be more or less than the fees and charges of other variable annuities we issue. A securities broker dealer authorized to sell the contract described in this prospectus (selling firm) may not offer all the variable annuities we issue. In addition, some selling firms may not permit their investment professionals to sell the contract and/or optional benefits described in this prospectus to persons over a certain age (which may be lower than age limits we set), or may otherwise restrict the sale of the optional benefits described in this prospectus by their investment professionals. You should ask your investment professional about his or her selling firm’s ability to offer you other variable annuities we issue (which might have lower fees and charges than the contract described in this prospectus), and any limits the selling firm has placed on your investment professional’s ability to offer you the contract and/or optional riders described in this prospectus.

 2  RIVERSOURCE ENDEAVOR SELECT VARIABLE ANNUITY — PROSPECTUS

Key Terms

These terms can help you understand details about your contract.

Accumulation unit: A measure of the value of each subaccount before annuity payouts begin.

Annuitant: The person or persons on whose life or life expectancy the annuity payouts are based.

Annuity payouts: An amount paid at regular intervals under one of several plans.

Assumed investment rate: The rate of return we assume your investments will earn when we calculate your initial annuity payout amount using the annuity table in your contract. The standard assumed investment rate we use is 5% but you may request we substitute an assumed investment rate of 3.5%.

Beneficiary: The person you designate to receive benefits in case of the owner’s or annuitant’s death while the contract is in force.

Close of business: The time the New York Stock Exchange (NYSE) closes (4 p.m. Eastern time unless the NYSE closes earlier).

Code: The Internal Revenue Code of 1986, as amended.

Contract: A deferred annuity contract that permits you to accumulate money for retirement by making one or more purchase payments. It provides for lifetime or other forms of payouts beginning at a specified time in the future.

Contract value: The total value of your contract before we deduct any applicable charges.

Contract year: A period of 12 months, starting on the effective date of your contract and on each anniversary of the effective date.

Fixed account: Our general account which includes the one-year fixed account and the DCA fixed account. Amounts you allocate to the fixed account earn interest rates we declare periodically.

Funds: Investment options under your contract. You may allocate your purchase payments into subaccounts investing in shares of the funds.

Good order: We cannot process your transaction request relating to the contract until we have received the request in good order at our corporate office. “Good order” means the actual receipt of the requested transaction in writing, along with all information, forms and supporting legal documentation necessary to effect the transaction. To be in “good order,” your instructions must be sufficiently clear so that we do not need to exercise any discretion to follow such instructions. This information and documentation generally includes your completed request; the contract number; the transaction amount (in dollars); the names of and allocations to and/or from the subaccounts and the fixed account affected by the requested transaction; the signatures of all contract owners, exactly as registered on the contract, if necessary; Social Security Number or Taxpayer Identification Number; and any other information, forms or supporting documentation that we may require. With respect to purchase requests, “good order” also generally includes receipt of sufficient payment by us to effect the purchase. We may, in our sole discretion, determine whether any particular transaction request is in good order, and we reserve the right to change or waive any good order requirements at any time.

Guarantee Period: The number of successive 12-month periods that a guaranteed interest rate is credited.

Guarantee Period Accounts (GPAs): A nonunitized separate account to which you may allocate purchase payments and purchase payment credits or transfer contract value of at least $1,000. These accounts have guaranteed interest rates for guarantee periods we declare when you allocate purchase payments and purchase payment credits or transfer contract value to a GPA. These guaranteed rates and periods of time may vary by state. Unless an exception applies, transfers or withdrawals from a GPA done more than 30 days before the end of the guarantee period will receive a market value adjustment, which may result in a gain or loss of principal.

Market Value Adjustment (MVA): A positive or negative adjustment assessed if any portion of a Guarantee Period Account is withdrawn or transferred more than 30 days before the end of its guarantee period.

Owner (you, your): The person or persons identified in the contract as owner(s) of the contract, who has or have the right to control the contract (to decide on investment allocations, transfers, payout options, etc.). Usually, but not always, the owner is also the annuitant. During the owner’s life, the owner is responsible for taxes, regardless of whether he or she receives the contract’s benefits. When the contract is owned by a revocable trust, the annuitant selected should be the grantor of the trust to assure compliance with Section 72(s) of the Code.

RIVERSOURCE ENDEAVOR SELECT VARIABLE ANNUITY — PROSPECTUS 3

Qualified annuity: A contract that you purchase to fund one of the following tax-deferred retirement plans that is subject to applicable federal law and any rules of the plan itself:

•	Individual Retirement Annuities (IRAs) including inherited IRAs under Section 408(b) of the Code

•	Roth IRAs including inherited Roth IRAs under Section 408A of the Code

•	Simplified Employee Pension IRA (SEP) plans under Section 408(k) of the Code

•	Tax-Sheltered Annuity (TSA) rollovers under Section 403(b) of the Code

A qualified annuity will not provide any necessary or additional tax deferral if it is used to fund a retirement plan that is already tax-deferred.

All other contracts are considered nonqualified annuities.

Retirement date: The date when annuity payouts are scheduled to begin.

Rider effective date: The date a rider becomes effective as stated in the rider.

RiverSource Life: In this prospectus, “we,” “us,” “our” and “RiverSource Life” refer to RiverSource Life Insurance Company.

Valuation date: Any normal business day, Monday through Friday, on which the NYSE is open, up to the close of business. At the close of business, the next valuation date begins. We calculate the accumulation unit value of each subaccount on each valuation date. If we receive your purchase payment or any transaction request (such as a transfer or withdrawal request) in good order at our corporate office before the close of business, we will process your payment or transaction using the accumulation unit value we calculate on the valuation date we received your payment or transaction request. On the other hand, if we receive your purchase payment or transaction request in good order at our corporate office at or after the close of business, we will process your payment or transaction using the accumulation unit value we calculate on the next valuation date. If you make a transaction request by telephone (including by fax), you must have completed your transaction by the close of business in order for us to process it using the accumulation unit value we calculate on that valuation date. If you were not able to complete your transaction before the close of business for any reason, including telephone service interruptions or delays due to high call volume, we will process your transaction using the accumulation unit value we calculate on the next valuation date.

Variable account: Consists of separate subaccounts to which you may allocate purchase payments; each invests in shares of one fund. The value of your investment in each subaccount changes with the performance of the particular fund.

Withdrawal value: The amount you are entitled to receive if you make a full withdrawal from your contract. It is the contract value minus any applicable charges.

 4  RIVERSOURCE ENDEAVOR SELECT VARIABLE ANNUITY — PROSPECTUS

The Contract in Brief

Purpose: The contract allows you to accumulate money for retirement or a similar long-term goal. You do this by making one or more purchase payments. You may allocate your purchase payments to the GPAs, one-year fixed account, the DCA fixed account (if part of your contract) and/or subaccounts of the variable account under the contract; however, you risk losing amounts you invest in the subaccounts of the variable account. These accounts, in turn, may earn returns that increase the value of the contract. If the contract value goes to zero due to underlying fund’s performance or deduction of fees, the contract will no longer be in force and the contract (including any death benefit riders) will terminate. You may be able to purchase an optional benefit to reduce the investment risk you assume under the contract. Beginning at a specified time in the future called the retirement date, the contract provides lifetime or other forms of payout of your contract value (less any applicable premium tax).

Buying a contract: We no longer offer new contracts. However, you have the option of making additional purchase payments in the future, subject to certain limitations. Purchase payment amounts and purchase payment timing may be limited under the terms of your contract and/or pursuant to state requirements. (See “Buying Your Contract”).

It may have not been advantageous for you to purchase this contract in exchange for, or in addition to, an existing annuity or life insurance policy. Generally, you can exchange one annuity for another or for a long-term care policy in a “tax-free” exchange under Section 1035 of the Code. You can also do a partial exchange from one annuity contract to another annuity contract, subject to Internal Revenue Service (“IRS”) rules. You also generally can exchange a life insurance policy for an annuity. However, before making an exchange, you should compare both contracts carefully because the features and benefits may be different. Fees and charges may be higher or lower on your old contract than on this contract. You may have to pay a withdrawal charge when you exchange out of your old contract and a new withdrawal charge period will begin when you exchange into this contract. If the exchange does not qualify for Section 1035 treatment, you also may have to pay federal income tax on the distribution. State income taxes may also apply. You should not exchange your old contract for this contract, or buy this contract in addition to your old contract, unless you determine it is in your best interest. (See “Taxes-1035 Exchanges”.)

Tax-deferred retirement plans: Most annuities have a tax-deferred feature. So do many retirement plans under the Code. As a result, when you use a qualified annuity to fund a retirement plan that is tax-deferred, your contract will not provide any necessary or additional tax deferral for that retirement plan. A qualified annuity has features other than tax deferral that may help you reach your retirement goals. In addition, the Code subjects retirement plans to required withdrawals triggered at a certain age. These mandatory withdrawals are called required minimum distributions (“RMDs”). RMDs may reduce the value of certain death benefits and optional riders (see “Taxes — Qualified Annuities — Required Minimum Distributions”). You should consult your tax advisor before you purchase the contract as a qualified annuity for an explanation of the tax implications to you.

Accounts: Generally, you may allocate your purchase payments among the:

•	subaccounts, each of which invests in a fund with a particular investment objective. The value of each subaccount varies with the performance of the particular fund in which it invests. We cannot guarantee that the value at the retirement date will equal or exceed the total purchase payments you allocate to the subaccounts. (See “The Variable Account and the Funds”).

•	GPAs which earn interest at rates declared when you make an allocation to that account. The required minimum investment in each GPA is $1,000. These accounts may not be available in all states. (See “The Guarantee Period Accounts (GPAs)”)

•	one-year fixed account, which earns interest at rates that we adjust periodically. There are restrictions on the amount you can allocate to this account as well as on transfers from this account. (See “The One-Year Fixed Account”)

•	DCA fixed account, if part of your contract, which earns interest at rates that we adjust periodically. There are restrictions on how long contract value can remain in this account. (See “The Fixed Account — DCA Fixed Account”).

Transfers: Subject to certain restrictions, you currently may redistribute your contract value among the accounts without charge at any time until annuity payouts begin, and once per contract year among the subaccounts after annuity payouts begin. Transfers out of the GPAs done more than 30 days before the end of the guarantee period will be subject to an MVA, unless an exception applies. You may establish automated transfers among the accounts. Transfers into the DCA fixed account are not permitted. We reserve the right to further limit transfers to the one-year fixed account if the interest rate we are then currently crediting is equal to the minimum interest rate stated in the contract. (See “Making the Most of Your Contract — Transferring Among Accounts”).

Withdrawals: You may withdraw all or part of your contract value at any time before the retirement date. You also may establish automated partial withdrawals. Withdrawals may be subject to charges and tax penalties (including a 10% IRS

RIVERSOURCE ENDEAVOR SELECT VARIABLE ANNUITY — PROSPECTUS 5

penalty that may apply if you make withdrawals prior to your reaching age 59 1/2) and may have other tax consequences. Certain other restrictions may apply. (See “Withdrawals”)

Optional benefits: You can buy additional benefits with your contract. We offer optional death benefits. We also offer optional living benefits, including: a guaranteed contract value on a future date (“Accumulation Protector Benefit Rider”) and a guaranteed minimum withdrawal benefit that permits you to withdraw a guaranteed amount from the contract over a period of time, which may include, under limited circumstances, the lifetime of a single person (SecureSource – Single Life) or the lifetime of you and your spouse (SecureSource – Joint Life) (“SecureSource Riders”). Optional living benefits require the use of a Portfolio Navigator program (PN program) investment option which may limit transfers and allocations; may limit the timing, amount and allocation of purchase payments; and may limit the amount of withdrawals that can be taken under the optional benefit during a contract year. We previously offered other optional living benefits. (See “Optional Benefits — Optional Living Benefits”). Optional benefits vary by state and may have eligibility requirements.

Benefits in case of death: If you or the annuitant die before annuity payouts begin, we will pay the beneficiary an amount based on the death benefit selected. (See “Benefits in Case of Death”).

Annuity payouts: You can apply your contract value, after reflecting any adjustments, to an annuity payout plan that begins on the retirement date. You may choose from a variety of plans to make sure that payouts continue as long as you like. The payout schedule must meet IRS requirements. We can make payouts on a fixed or variable basis, or both. During the annuity payout period, your choices for subaccounts may be limited. The GPAs and the DCA fixed account are not available during the payout period. (See “The Annuity Payout Period”).

 6  RIVERSOURCE ENDEAVOR SELECT VARIABLE ANNUITY — PROSPECTUS

Expense Summary

The following tables describe the fees and expenses that you will pay when buying, owning and making a withdrawal from the contract. The first table describes the fees and expenses that you will pay at the time that you buy the contract or make a withdrawal from the contract. State premium taxes also may be deducted.

CONTRACT OWNER TRANSACTION EXPENSES

Withdrawal charge

(contingent deferred sales charge as a percentage of purchase payments withdrawn)

You selected either a seven-year or five-year withdrawal charge schedule at the time of application.

Seven-year schedule		Five-year schedule*
Years from purchase	Withdrawal charge	Years from purchase	Withdrawal charge
payment receipt**	percentage	payment receipt**	percentage

1	8%	1	8%

2	8	2	7

3	7	3	6

4	7	4	4

5	6	5	2

6	5	Thereafter	0

7	3

Thereafter	0

*	The five-year withdrawal charge schedule may not be available in all states.

**	According to our current administrative practice, for the purpose of withdrawal charge calculation, we consider that the year is completed one day prior to the anniversary of the day each purchase payment was received.

Withdrawal charge under Annuity Payout Plan E — Payouts for a specified period: If you are receiving variable annuity payments under this annuity payout plan, you can choose to take a withdrawal. The amount that you can withdraw is the present value of any remaining variable payouts. The discount rate we use in the calculation will be 5.17% for the assumed investment return of 3.5% and 6.67% for the assumed investment return of 5.0%. The withdrawal charge equals the present value of the remaining payouts using the assumed investment return minus the present value of the remaining payouts using the discount rate. (See “Charges — Withdrawal Charge” and “The Annuity Payout Period — Annuity Payout Plans.”)

The next two tables describe the fees and expenses that you will pay periodically during the time that you own the contract, not including fund fees and expenses.

ANNUAL VARIABLE ACCOUNT EXPENSES
(As a percentage of average daily subaccount value.)

You must choose a death benefit guarantee, a qualified or nonqualified contract and the length of your contract’s withdrawal charge schedule. The combination you choose determines the mortality and expense risk fees you pay. The table below shows the combinations available to you and their cost. The variable account administrative charge is in addition to the mortality and expense risk fee.

RIVERSOURCE ENDEAVOR SELECT VARIABLE ANNUITY — PROSPECTUS 7

Seven-year withdrawal charge schedule for contracts with applications signed on or after May 1, 2006 and if available in your state

	Mortality and	Variable account	Total variable
	expense risk fee	administrative charge	account expense

Qualified annuities

Return of Purchase Payment (ROP) Death Benefit	0.90%	0.15%	1.05%

Maximum Anniversary Value (MAV) Death Benefit	1.10	0.15	1.25

5% Accumulation Death Benefit	1.25	0.15	1.40

Enhanced Death Benefit	1.30	0.15	1.45

Nonqualified annuities

ROP Death Benefit	1.05	0.15	1.20

MAV Death Benefit	1.25	0.15	1.40

5% Accumulation Death Benefit	1.40	0.15	1.55

Enhanced Death Benefit	1.45	0.15	1.60

Seven-year withdrawal charge schedule for all other contracts

	Mortality and	Variable account	Total variable
	expense risk fee	administrative charge	account expense

Qualified annuities

ROP Death Benefit	1.00%	0.15%	1.15%

MAV Death Benefit	1.20	0.15	1.35

5% Accumulation Death Benefit	1.35	0.15	1.50

Enhanced Death Benefit	1.40	0.15	1.55

Nonqualified annuities

ROP Death Benefit	1.15	0.15	1.30

MAV Death Benefit	1.35	0.15	1.50

5% Accumulation Death Benefit	1.50	0.15	1.65

Enhanced Death Benefit	1.55	0.15	1.70

Five-year withdrawal charge schedule

Qualified annuities

ROP Death Benefit	1.20%	0.15%	1.35%

MAV Death Benefit	1.40	0.15	1.55

5% Accumulation Death Benefit	1.55	0.15	1.70

Enhanced Death Benefit	1.60	0.15	1.75

Nonqualified annuities

ROP Death Benefit	1.35	0.15	1.50

MAV Death Benefit	1.55	0.15	1.70

5% Accumulation Death Benefit	1.70	0.15	1.85

Enhanced Death Benefit	1.75	0.15	1.90

 8  RIVERSOURCE ENDEAVOR SELECT VARIABLE ANNUITY — PROSPECTUS

OTHER ANNUAL EXPENSES

Annual contract administrative charge	$40

(We will waive this charge when your contract value is $50,000 or more on the current contract anniversary except at full withdrawal.)

Optional Death Benefits
If eligible, you may have selected an optional death benefit in addition to the ROP and MAV Death Benefits. The fees apply only if you have selected one of these benefits.

Benefit Protector® Death Benefit rider fee	0.25%

Benefit Protector® Plus Death Benefit rider fee	0.40%

(As a percentage of the contract value charged annually on the contract anniversary.)

Optional Living Benefits
If eligible, you may have selected one of the following optional living benefits if available in your state. Each optional living benefit requires participation in the PN program. The fees apply only if you have selected one of these benefits.

Accumulation Protector Benefit® rider fee	Maximum: 1.75%	Current: 0.80%(1)

(Charged annually on the contract anniversary as a percentage of the contract value or the Minimum Contract Accumulation Value, whichever is greater.)

(1)	For contracts purchased prior to Jan. 26, 2009, the current charge is 0.55%.

For contracts with applications signed on or after Jan. 26, 2009

SecureSource® – Single life rider fee	Maximum: 2.00%	Current: 1.10%

SecureSource® – Joint life rider fee	Maximum: 2.50%	Current: 1.40%

(Charged annually on the contract anniversary as a percentage of the contract value or the total Remaining Benefit Amount, whichever is greater.)

For contracts with applications signed on or after June 1, 2008, but prior to Jan. 26, 2009

SecureSource® – Single life rider fee	Maximum: 1.50%	Current: 0.75%

SecureSource® – Joint life rider fee	Maximum: 1.75%	Current: 0.95%

(Charged annually on the contract anniversary as a percentage of the contract value or the total Remaining Benefit Amount, whichever is greater.)

For contracts with applications signed prior to June 1, 2008

SecureSource® – Single life rider fee	Maximum: 1.50%	Current: 0.65%

SecureSource® – Joint life rider fee	Maximum: 1.75%	Current: 0.85%

(Charged annually on the contract anniversary as a percentage of the contract value or the total Remaining Benefit Amount, whichever is greater.)

Guarantor Withdrawal Benefit for Life® rider fee	Maximum: 1.50%	Current: 0.65%

(Charged annually on the contract anniversary as a percentage of the contract value or the total Remaining Benefit Amount, whichever is greater.)

Guarantor® Withdrawal Benefit rider fee	Maximum: 1.50%	Current: 0.55%

(As a percentage of contract value charged annually on the contract anniversary.)

Income Assurer Benefit® – MAV rider fee	Maximum: 1.50%	Current: 0.30%(1)

Income Assurer Benefit® – 5% Accumulation Benefit Base rider fee	Maximum: 1.75%	Current: 0.60%(1)

Income Assurer Benefit® – Greater of MAV or 5% Accumulation Benefit Base rider fee	Maximum: 2.00%	Current: 0.65%(1)

(As a percentage of the guaranteed income benefit base charged annually on the contract anniversary.)

(1)	For applications signed prior to Oct. 7, 2004, the following current annual rider charges apply: Income Assurer Benefit – MAV — 0.55%, Income Assurer Benefit — 5% Accumulation Benefit Base — 0.70%; and Income Assurer Benefit — Greater of MAV or 5% Accumulation Benefit Base — 0.75%.

RIVERSOURCE ENDEAVOR SELECT VARIABLE ANNUITY — PROSPECTUS 9

ANNUAL OPERATING EXPENSES OF THE FUNDS
The next two tables describe the operating expenses of the funds that you may pay periodically during the time that you own the contract. These operating expenses are for the fiscal year ended Dec. 31, 2012, unless otherwise noted. The first table shows the minimum and maximum total operating expenses charged by the funds. The second table shows the total operating expenses charged by each fund. More detail concerning each fund’s fees and expenses is contained in the prospectus for each fund.

Minimum and maximum annual operating expenses for the funds

(Including management fee, distribution and/or service (12b-1) fees and other expenses)(1)

	Minimum	Maximum

Total expenses before fee waivers and/or expense reimbursements	0.45%	1.71%

(1)	Each fund deducts management fees and other expenses from fund assets. Fund assets include amounts you allocate to a particular fund. Funds may also charge 12b-1 fees that are used to finance any activity that is primarily intended to result in the sale of fund shares. Because 12b-1 fees are paid out of fund assets on an ongoing basis, you may pay more if you select subaccounts investing in funds that have adopted 12b-1 plans than if you select subaccounts investing in funds that have not adopted 12b-1 plans. The fund or the fund’s affiliates may pay us or our affiliates for promoting and supporting the offer, sale and servicing of fund shares. In addition, the fund’s distributor and/or investment adviser, transfer agent or their affiliates may pay us or our affiliates for various services we or our affiliates provide. The amount of these payments will vary by fund and may be significant. See “The Variable Account and the Funds” for additional information, including potential conflicts of interest these payments may create. For a more complete description of each fund’s fees and expenses and important disclosure regarding payments the fund and/or its affiliates make, please review the fund’s prospectus and SAI.

Total annual operating expenses for each fund*

(Before fee waivers and/or expense reimbursements, if applicable, as a percentage of average daily net assets)

				Acquired fund	Gross total
	Management	12b-1	Other	fees and	annual
Fund name**	fees	fees	expenses	expenses***	expenses

AllianceBernstein VPS Balanced Wealth Strategy Portfolio (Class B)	0.55%	0.25%	0.10%	—%	0.90%

AllianceBernstein VPS Global Thematic Growth Portfolio (Class B)	0.75	0.25	0.24	—	1.24

AllianceBernstein VPS Growth and Income Portfolio (Class B)	0.55	0.25	0.05	—	0.85

AllianceBernstein VPS International Value Portfolio (Class B)	0.75	0.25	0.06	—	1.06

American Century VP Inflation Protection, Class II	0.47	0.25	0.01	—	0.73

American Century VP Mid Cap Value, Class II	0.90	0.25	0.01	—	1.16

American Century VP Ultra®, Class II	0.90	0.25	0.01	—	1.16

American Century VP Value, Class II	0.88	0.25	—	—	1.13

ClearBridge Variable Small Cap Growth Portfolio – Class I**	0.75	—	0.11	—	0.86

Columbia Variable Portfolio – Cash Management Fund (Class 3)	0.33	0.13	0.14	—	0.60	(1)

Columbia Variable Portfolio – Diversified Bond Fund (Class 3)	0.41	0.13	0.13	—	0.67

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3)**	0.57	0.13	0.12	—	0.82

Columbia Variable Portfolio – Emerging Markets Fund (Class 3)**	1.07	0.13	0.22	—	1.42	(1)

Columbia Variable Portfolio – High Yield Bond Fund (Class 3)	0.58	0.13	0.17	—	0.88	(1)

Columbia Variable Portfolio – Income Opportunities Fund (Class 2)	0.57	0.25	0.14	—	0.96

Columbia Variable Portfolio – Income Opportunities Fund (Class 3)	0.57	0.13	0.14	—	0.84

Columbia Variable Portfolio – International Opportunity Fund (Class 3)	0.79	0.13	0.20	—	1.12

Columbia Variable Portfolio – Large Cap Growth Fund (Class 3)	0.71	0.13	0.17	—	1.01	(1)

Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3)**	0.66	0.13	0.14	0.01	0.94

Columbia Variable Portfolio – Marsico Growth Fund (Class 1)	0.77	—	0.11	—	0.88	(1),(2)

Columbia Variable Portfolio – Marsico International Opportunities Fund (Class 2)	0.87	0.25	0.17	—	1.29	(1),(2)

Columbia Variable Portfolio – Mid Cap Growth Opportunity Fund (Class 3)	0.76	0.13	0.17	—	1.06	(1)

Columbia Variable Portfolio – Mid Cap Value Opportunity Fund (Class 3)	0.74	0.13	0.14	—	1.01	(1)

Columbia Variable Portfolio – S&P 500 Index Fund (Class 3)	0.10	0.13	0.22	—	0.45

Columbia Variable Portfolio – Small Cap Value Fund (Class 2)	0.87	0.25	0.13	—	1.25	(1)

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 3)**	0.36	0.13	0.14	—	0.63

Credit Suisse Trust – Commodity Return Strategy Portfolio	0.50	0.25	0.59	—	1.34	(3)

Dreyfus Investment Portfolios MidCap Stock Portfolio, Service Shares	0.75	0.25	0.10	—	1.10

Dreyfus Variable Investment Fund Appreciation Portfolio, Service Shares	0.75	0.25	0.06	—	1.06

 10  RIVERSOURCE ENDEAVOR SELECT VARIABLE ANNUITY — PROSPECTUS

Total annual operating expenses for each fund* (continued)

(Before fee waivers and/or expense reimbursements, if applicable, as a percentage of average daily net assets)

				Acquired fund	Gross total
	Management	12b-1	Other	fees and	annual
Fund name**	fees	fees	expenses	expenses***	expenses

Dreyfus Variable Investment Fund International Equity Portfolio, Service Shares	0.75%	0.25%	0.31%	—%	1.31%

Dreyfus Variable Investment Fund International Value Portfolio, Service Shares	1.00	0.25	0.28	—	1.53

Eaton Vance VT Floating-Rate Income Fund	0.58	0.50	0.10	—	1.18

Fidelity® VIP Contrafund® Portfolio Service Class 2	0.56	0.25	0.08	—	0.89

Fidelity® VIP Growth Portfolio Service Class 2	0.56	0.25	0.10	—	0.91

Fidelity® VIP Investment Grade Bond Portfolio Service Class 2	0.31	0.25	0.11	—	0.67

Fidelity® VIP Mid Cap Portfolio Service Class 2	0.56	0.25	0.09	—	0.90

Fidelity® VIP Overseas Portfolio Service Class 2	0.71	0.25	0.14	—	1.10

FTVIPT Franklin Income Securities Fund – Class 2	0.45	0.25	0.02	—	0.72

FTVIPT Franklin Rising Dividends Securities Fund – Class 2	0.61	0.25	0.02	—	0.88

FTVIPT Franklin Small-Mid Cap Growth Securities Fund – Class 2	0.51	0.25	0.29	—	1.05

FTVIPT Mutual Shares Securities Fund – Class 2	0.60	0.25	0.11	—	0.96

FTVIPT Templeton Global Bond Securities Fund – Class 2	0.46	0.25	0.09	—	0.80

FTVIPT Templeton Growth Securities Fund – Class 2	0.74	0.25	0.04	—	1.03

Goldman Sachs VIT Mid Cap Value Fund – Institutional Shares	0.80	—	0.07	—	0.87	(4)

Goldman Sachs VIT Structured U.S. Equity Fund – Institutional Shares	0.62	—	0.10	—	0.72	(5)

Invesco V.I. American Franchise Fund, Series II Shares**	0.68	0.25	0.30	—	1.23	(6)

Invesco V.I. Comstock Fund, Series II Shares**	0.56	0.25	0.29	—	1.10	(6)

Invesco V.I. Global Health Care Fund, Series II Shares	0.75	0.25	0.38	—	1.38

Invesco V.I. International Growth Fund, Series II Shares	0.71	0.25	0.30	—	1.26

Invesco V.I. Mid Cap Core Equity Fund, Series II Shares	0.73	0.25	0.32	—	1.30

Invesco V.I. Mid Cap Growth Fund, Series II Shares**	0.75	0.25	0.37	—	1.37	(6)

Invesco V.I. Value Opportunities Fund, Series II Shares**	0.70	0.25	0.32	—	1.27

Janus Aspen Series Janus Portfolio: Service Shares	0.48	0.25	0.05	—	0.78

MFS® New Discovery Series – Service Class	0.90	0.25	0.07	—	1.22

MFS® Total Return Series – Service Class	0.75	0.25	0.05	—	1.05	(7)

MFS® Utilities Series – Service Class	0.74	0.25	0.08	—	1.07

Morgan Stanley UIF Global Real Estate Portfolio, Class II Shares	0.85	0.35	0.51	—	1.71	(8)

Morgan Stanley UIF Mid Cap Growth Portfolio, Class II Shares	0.75	0.35	0.31	—	1.41	(8)

Morgan Stanley UIF U.S. Real Estate Portfolio, Class II Shares	0.80	0.35	0.30	—	1.45	(9)

Oppenheimer Capital Appreciation Fund/VA, Service Shares	0.69	0.25	0.12	—	1.06	(10)

Oppenheimer Global Fund/VA, Service Shares**	0.63	0.25	0.13	—	1.01

Oppenheimer Global Strategic Income Fund/VA, Service Shares	0.58	0.25	0.14	0.06	1.03	(11)

Oppenheimer Main Street Small Cap Fund®/VA, Service Shares**	0.69	0.25	0.14	—	1.08	(10)

PIMCO VIT All Asset Portfolio, Advisor Class	0.43	0.25	—	0.75	1.43	(12)

Putnam VT Global Health Care Fund – Class IB Shares	0.64	0.25	0.20	—	1.09

Putnam VT International Equity Fund – Class IB Shares	0.71	0.25	0.18	—	1.14

Putnam VT Multi-Cap Growth Fund – Class IB Shares	0.57	0.25	0.15	—	0.97

Putnam VT Small Cap Value Fund – Class IB Shares	0.64	0.25	0.17	0.09	1.15

Variable Portfolio – Aggressive Portfolio (Class 2)	—	0.25	0.02	0.80	1.07

Variable Portfolio – Aggressive Portfolio (Class 4)	—	0.25	0.02	0.80	1.07

Variable Portfolio – BlackRock Global Inflation-Protected Securities Fund (Class 3)**	0.42	0.13	0.13	—	0.68

Variable Portfolio – Conservative Portfolio (Class 2)	—	0.25	0.02	0.61	0.88

Variable Portfolio – Conservative Portfolio (Class 4)	—	0.25	0.02	0.61	0.88

RIVERSOURCE ENDEAVOR SELECT VARIABLE ANNUITY — PROSPECTUS 11

Total annual operating expenses for each fund* (continued)

(Before fee waivers and/or expense reimbursements, if applicable, as a percentage of average daily net assets)

				Acquired fund	Gross total
	Management	12b-1	Other	fees and	annual
Fund name**	fees	fees	expenses	expenses***	expenses

Variable Portfolio – Moderate Portfolio (Class 2)	—%	0.25%	0.02%	0.72%	0.99%

Variable Portfolio – Moderate Portfolio (Class 4)	—	0.25	0.02	0.72	0.99

Variable Portfolio – Moderately Aggressive Portfolio (Class 2)	—	0.25	0.02	0.76	1.03

Variable Portfolio – Moderately Aggressive Portfolio (Class 4)	—	0.25	0.02	0.76	1.03

Variable Portfolio – Moderately Conservative Portfolio (Class 2)	—	0.25	0.02	0.67	0.94

Variable Portfolio – Moderately Conservative Portfolio (Class 4)	—	0.25	0.02	0.67	0.94

Variable Portfolio – Partners Small Cap Value Fund (Class 3)	0.91	0.13	0.15	0.01	1.20	(1)

Variable Portfolio – Sit Dividend Growth Fund (Class 3)**	0.71	0.13	0.13	—	0.97	(1)

Variable Portfolio – Victory Established Value Fund (Class 3)**	0.77	0.13	0.13	—	1.03	(1)

Wanger International	0.91	—	0.16	—	1.07

Wanger USA	0.86	—	0.10	—	0.96

*	The Funds provided the information on their expenses and we have not independently verified the information.

**	The previous fund names can be found in “The Variable Account and the Funds” section of the prospectus.

***	Includes fees and expenses incurred indirectly by the Fund as a result of its investment in other investment companies (also referred to as acquired funds).

(1)	Columbia Management Investment Advisers, LLC and certain of its affiliates have contractually agreed to waive and/or to reimburse expenses (excluding certain fees and expenses, such as transaction costs and certain other investment related expenses, interest, taxes, acquired fund fees and expenses, and extraordinary expenses) until April 30, 2014, unless sooner terminated at the sole discretion of the Fund’s Board of Trustees. Under this agreement, the Fund’s net operating expenses, subject to applicable exclusions, will not exceed the annual rate of 0.575% for Columbia Variable Portfolio – Cash Management Fund (Class 3), 1.375% for Columbia Variable Portfolio – Emerging Markets Fund (Class 3), 0.845% for Columbia Variable Portfolio – High Yield Bond Fund (Class 3), 0.915% for Columbia Variable Portfolio – Large Cap Growth Fund (Class 3), 0.79% for Columbia Variable Portfolio – Marsico Growth Fund (Class 1), 1.18% for Columbia Variable Portfolio – Marsico International Opportunities Fund (Class 2), 0.995% for Columbia Variable Portfolio – Mid Cap Growth Opportunity Fund (Class 3), 0.995% for Columbia Variable Portfolio – Mid Cap Value Opportunity Fund (Class 3), 1.03% for Columbia Variable Portfolio – Small Cap Value Fund (Class 2), 1.005% for Variable Portfolio – Partners Small Cap Value Fund (Class 3), 0.895% for Variable Portfolio – Sit Dividend Growth Fund (Class 3) and 1.015% for Variable Portfolio – Victory Established Value Fund (Class 3).

(2)	Management fees have been restated to reflect contractual changes to the investment advisory and/or administrative fee rates.

(3)	Credit Suisse will waive fees and reimburse expenses so that the Portfolio’s annual operating expenses will not exceed 1.05% of the Portfolio’s average daily net assets. Waivers and expense reimbursements or credits are voluntary and may be discontinued at any time.

(4)	The Investment Adviser agreed to waive a portion of its management fee in order to achieve an effective net management rate of 0.77%. Other expenses include transfer agency fees equal on an annualized basis to 0.02% of the average daily net assets of the Fund’s Institutional Shares, plus all other ordinary expenses not detailed above. The Investment Adviser has voluntarily agreed to reduce or limit other expenses (excluding management fees, distribution and service fees, transfer agent fees and expenses, taxes, interest, brokerage fees and litigation, indemnification, shareholder meetings and other extraordinary expenses, exclusive of any custody and transfer agent fee credit reductions) to the extent such expenses exceed, on an annual basis, 0.054% of the average daily net assets of the Fund. These arrangements will remain in effect through at least April 29, 2014 and prior to such date the Investment Adviser may not terminate the arrangement without the approval of the trustees. After fee waivers and reimbursements, net expenses would be 0.84%.

(5)	Other expenses include transfer agency fees equal on an annualized basis to 0.02% of the average daily net assets of the Fund’s Institutional Shares, plus all other ordinary expenses not detailed above. The Investment Adviser has voluntarily agreed to reduce or limit other expenses (excluding management fees, distribution and service fees, transfer agent fees and expenses, taxes, interest, brokerage fees and litigation, indemnification, shareholder meetings and other extraordinary expenses, exclusive of any custody and transfer agent fee credit reductions) to the extent such expenses exceed, on an annual basis, 0.004% of the average daily net assets of the Fund. These arrangements will remain in effect through at least April 29, 2014 and prior to such date the Investment Adviser may not terminate the arrangement without the approval of the trustees. After fee waivers and reimbursements, net expenses would be 0.64%.

(6)	The Adviser has contractually agreed, through at least June 30, 2014, to waive advisory fees and/or reimburse expenses of Series II shares to the extent necessary to limit total annual fund operating expenses after fee waivers and/or expense reimbursements (excluding interest, taxes, dividend expense on short sales, extraordinary or non-routine items, including litigation expenses and expenses that the Fund has incurred but did not actually pay because of an expense offset arrangement) of Series II shares to 1.15% for Invesco V.I. American Franchise Fund, Series II Shares, 1.03% for Invesco V.I. Comstock Fund, Series II Shares, and 1.34% for Invesco V.I. Mid Cap Growth Fund, Series II Shares of average daily net assets. Acquired fund fees and expenses are also excluded in determining such obligation, if applicable. Unless the Board of Trustees and Invesco Advisers, Inc. mutually agree to amend or continue the fee waiver agreement, it will terminate on June 30, 2014.

(7)	Massachusetts Financial Services Company has agreed in writing to reduce its management fee to 0.70% of the fund’s average daily net assets annually in excess of $1 billion and 0.65% of the fund’s average daily net assets annually in excess of $2.5 billion to $3 billion. This written agreement will remain in effect until modified by the fund’s Board of Trustees, but such agreement will continue until at least April 30, 2014. After fee waivers, net expenses would be 1.02%.

(8)	The Portfolios’ Adviser, Morgan Stanley Investment Management Inc., has agreed to reduce its advisory fee and/or reimburse the Portfolio so that total annual portfolio operating expenses, excluding certain investment related expenses, taxes, interest and other extraordinary expenses (including litigation), will not exceed 1.40% for Morgan Stanley UIF Global Real Estate Portfolio, Class II Shares and 1.15% for Morgan Stanley UIF Mid Cap Growth Portfolio, Class II Shares. In addition, the Portfolios’ Distributor, Morgan Stanley Distribution Inc., has agreed to waive 0.10% for Morgan Stanley UIF Global Real Estate Portfolio, Class II Shares and 0.25% for Morgan Stanley UIF Mid Cap Growth Portfolio, Class II Shares of the 0.35% 12b-1 fee that it may receive. These fee waivers and/or expense reimbursements will continue for at least one year or until such time as the Fund’s Board of Directors acts to discontinue all or a portion of such waivers and/or reimbursements when it deems that such action is appropriate.

 12  RIVERSOURCE ENDEAVOR SELECT VARIABLE ANNUITY — PROSPECTUS

(9)	The Portfolios’ Distributor, Morgan Stanley Distribution Inc., has agreed to waive 0.10% of the 0.35% 12b-1 fee that it may receive. This waiver will continue for at least one year or until such time as the Fund’s Board of Directors acts to discontinue all or a portion of such waiver when it deems that such action is appropriate. After fee waivers, net expenses would be 1.35%.

(10)	The Manager has voluntarily agreed to limit the Fund’s expenses after payments, waivers and/or reimbursements and reduction to custodian expenses, excluding expenses incurred directly or indirectly by the Fund as a result of investments in other investment companies, wholly-owned subsidiaries and pooled investment vehicles; so that those expenses, as percentages of daily net assets, will not exceed the annual rate of 1.05% for Oppenheimer Capital Appreciation Fund/VA, Service Shares and 1.05% for Oppenheimer Main Street Small Cap Fund®/VA, Service Shares.

(11)	The Manager has contractually agreed to waive fees and/or reimburse Fund expenses in an amount equal to the indirect management fees incurred through the Fund’s investments in Oppenheimer Institutional Money Market Fund, Oppenheimer Short Duration Fund and the Master Funds. This fee waiver and/or expenses reimbursement may not be amended or withdrawn for one year from the date of the Fund’s prospectus, unless approved by the board. After fee waivers, net expenses would be 0.97%.

(12)	PIMCO has contractually agreed, through May 1, 2014, to reduce its advisory fee to the extent that the Underlying PIMCO Fund Expenses attributable to advisory and supervisory and administrative fees exceed 0.64% of the total assets invested in Underlying PIMCO Funds. PIMCO may recoup these waivers in future periods, not exceeding three years, provided total expenses, including such recoupment, do not exceed the annual expense limit. The fee reduction is implemented based on a calculation of Underlying PIMCO Fund Expenses attributable to advisory and supervisory and administrative fees that is different from the calculation of Acquired Fund Fees and Expenses listed in the table above. After fee waivers, net expenses would be 1.34%.

RIVERSOURCE ENDEAVOR SELECT VARIABLE ANNUITY — PROSPECTUS 13

Examples
These examples are intended to help you compare the cost of investing in these contracts with the cost of investing in other variable annuity contracts. These costs include your transaction expenses, contract administrative charges(1), variable account annual expenses and fund fees and expenses.

These examples assume that you invest $10,000 in the contract for the time periods indicated. These examples also assume that your investment has a 5% return each year.

Maximum Expenses. These examples assume the most expensive combination of contract features and benefits and the maximum fees and expenses of any of the funds offered on or after May 1, 2007 before fee waivers and/or expense reimbursements. They assume that you select the MAV Death Benefit, the SecureSource – Joint Life rider and the Benefit Protector Plus Death Benefit(2). Although your actual costs may be lower, based on the assumptions your costs would be:

					If you do not withdraw your contract
	If you withdraw your contract				or if you select an annuity payout plan
	at the end of the applicable time period:				at the end of the applicable time period:
Nonqualified Annuity	1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years

Seven-year withdrawal charge schedule for contracts with applications signed on or after May 1, 2006 and if available in your state	$1,374	$2,570	$3,744	$6,268	$654	$1,938	$3,201	$6,268

Five-year withdrawal charge schedule	1,404	2,566	3,519	6,504	684	2,024	3,338	6,504

Qualified Annuity	1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years

Seven-year withdrawal charge schedule for contracts with applications signed on or after May 1, 2006 and if available in your state	$1,359	$2,527	$3,675	$6,147	$639	$1,895	$3,132	$6,147

Five-year withdrawal charge schedule	1,389	2,522	3,450	6,387	669	1,980	3,269	6,387

Minimum Expenses. These examples assume the least expensive combination of contract features and benefits and the minimum fees and expenses of any of the funds before fee waivers and/or expense reimbursements. They assume that you select the ROP Death Benefit and do not select any optional benefits. Although your actual costs may be higher, based on these assumptions your costs would be:

					If you do not withdraw your contract
	If you withdraw your contract				or if you select an annuity payout plan
	at the end of the applicable time period:				at the end of the applicable time period:
Nonqualified Annuity	1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years

Seven-year withdrawal charge schedule for contracts with applications signed on or after May 1, 2006 and if available in your state	$952	$1,331	$1,696	$2,333	$209	$642	$1,096	$2,333

Five-year withdrawal charge schedule	981	1,320	1,453	2,652	240	735	1,253	2,652

Qualified Annuity	1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years

Seven-year withdrawal charge schedule for contracts with applications signed on or after May 1, 2006 and if available in your state	$938	$1,288	$1,617	$2,170	$194	$596	$1,017	$2,170

Five-year withdrawal charge schedule	967	1,277	1,375	2,494	225	689	1,175	2,494

(1)	In these examples, the contract administrative charge is $40.
(2)	Because these examples are intended to illustrate the most expensive combination of contract features, the maximum annual fee for each optional rider is reflected rather than the fee that is currently being charged.

THE EXAMPLES ARE ILLUSTRATIVE ONLY. YOU SHOULD NOT CONSIDER THESE EXAMPLES AS A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES WILL BE HIGHER OR LOWER THAN THOSE SHOWN DEPENDING UPON WHICH OPTIONAL BENEFIT YOU ELECT OTHER THAN INDICATED IN THE EXAMPLES OR IF YOU ALLOCATE CONTRACT VALUE TO ANY OTHER AVAILABLE SUBACCOUNTS.

 14  RIVERSOURCE ENDEAVOR SELECT VARIABLE ANNUITY — PROSPECTUS

Condensed Financial Information

You can find unaudited condensed financial information for the subaccounts representing the lowest and highest total annual variable account expense combinations in Appendix N.

Financial Statements

You can find our audited financial statements and the audited financial statements of the divisions, which are comprised of subaccounts, in the SAI. The SAI does not include audited financial statements for divisions that are new (if any) and have no activity as of the financial statements date.

The Variable Account and the Funds

Variable Account. The variable account was established under Indiana law on July 15, 1987, and the subaccounts are registered together as a single unit investment trust under the Investment Company Act of 1940 (the 1940 Act). This registration does not involve any supervision of our management or investment practices and policies by the SEC. All obligations arising under the contracts are general obligations of RiverSource Life.

The variable account meets the definition of a separate account under federal securities laws. We credit or charge income, capital gains and capital losses of each subaccount only to that subaccount. State insurance law prohibits us from charging a subaccount with liabilities of any other subaccount or of our general business. The variable account includes other subaccounts that are available under contracts that are not described in this prospectus.

Although the IRS has issued some guidance on investor control, the U.S. Treasury and the IRS may continue to examine this aspect of variable contracts and provide additional guidance on investor control. At this time, we do not know what the additional guidance will be or when action will be taken. We reserve the right to modify the contract, as necessary, so that the owner will not be subject to current taxation as the owner of the subaccount assets.

We intend to comply with all federal tax laws so that the contract continues to qualify as an annuity for federal income tax purposes. We reserve the right to modify the contract as necessary to comply with any new tax laws.

The Funds. This contract currently offers subaccounts investing in shares of the funds listed in the table below.

•	Investment objectives: The investment managers and advisers cannot guarantee that the funds will meet their investment objectives. Please read the funds’ prospectuses for facts you should know before investing. These prospectuses are available by contacting us at the address or telephone number on the first page of this prospectus.

•	Fund name and management: A fund underlying your contract in which a subaccount invests may have a name, portfolio manager, objectives, strategies and characteristics that are the same or substantially similar to those of a publicly-traded retail mutual fund. Despite these similarities, an underlying fund is not the same as any publicly-traded retail mutual fund. Each underlying fund will have its own unique portfolio holdings, fees, operating expenses and operating results. The results of each underlying fund may differ significantly from any publicly-traded retail mutual fund.

•	Eligible purchasers: All funds are available to serve as the underlying investments for variable annuities and variable life insurance policies. The funds are not available to the public (see “Fund Name and Management” above). Some funds also are available to serve as investment options for tax-deferred retirement plans. It is possible that in the future for tax, regulatory or other reasons, it may be disadvantageous for variable annuity accounts and variable life insurance accounts and/or tax-deferred retirement plans to invest in the available funds simultaneously. Although we and the funds’ providers do not currently foresee any such disadvantages, the boards of directors or trustees of each fund will monitor events in order to identify any material conflicts between annuity owners, policy owners and tax-deferred retirement plans and to determine what action, if any, should be taken in response to a conflict. If a board were to conclude that it should establish separate fund providers for the variable annuity, variable life insurance and tax-deferred retirement plan accounts, you would not bear any expenses associated with establishing separate funds. Please refer to the funds’ prospectuses for risk disclosure regarding simultaneous investments by variable annuity, variable life insurance and tax-deferred retirement plan accounts. Each fund intends to comply with the diversification requirements under Section 817(h) of the Code.

•	Asset allocation programs may impact fund performance: Asset allocation programs in general may negatively impact the performance of an underlying fund. Even if you do not participate in an asset allocation program, a fund in which your subaccount invests may be impacted if it is included in an asset allocation program. Rebalancing or reallocation under the terms of the asset allocation program may cause a fund to lose money if it must sell large amounts of securities to meet a redemption request. These losses can be greater if the fund holds securities that are not as liquid as others, for example, various types of bonds, shares of smaller companies and securities of foreign issuers. A fund may also experience higher expenses because it must sell or buy securities more frequently than it otherwise might in the absence of asset allocation

RIVERSOURCE ENDEAVOR SELECT VARIABLE ANNUITY — PROSPECTUS 15

program rebalancing or reallocations. Because asset allocation programs include periodic rebalancing and may also include reallocation, these effects may occur under the asset allocation program we offer (see “Making the Most of Your Contract — Portfolio Navigator Program”) or under asset allocation programs used in conjunction with the contracts and plans of other eligible purchasers of the funds.

•	Funds available under the contract: We seek to provide a broad array of underlying funds taking into account the fees and charges imposed by each fund and the contract charges we impose. We select the underlying funds in which the subaccounts initially invest and when there is substitution (see “Substitution of Investments”). We also make all decisions regarding which funds to retain in a contract, which funds to add to a contract and which funds will no longer be offered in a contract. In making these decisions, we may consider various objective and subjective factors. Objective factors include, but are not limited to fund performance, fund expenses, classes of fund shares available, size of the fund and investment objectives and investing style of the fund. Subjective factors include, but are not limited to, investment sub-styles and process, management skill and history at other funds and portfolio concentration and sector weightings. We also consider the levels and types of revenue a fund, its distributor, investment adviser, subadviser, transfer agent or their affiliates pay us and our affiliates. This revenue includes, but is not limited to compensation for administrative services provided with respect to the fund and support of marketing and distribution expenses incurred with respect to the fund.

•	Revenue we receive from the funds may create potential conflicts of interest: We or our affiliates receive from each of the funds, or the funds’ affiliates, varying levels and types of revenue including but not limited to expense payments and non-cash compensation. The amount of this revenue and how it is computed varies by fund, may be significant and may create potential conflicts of interest. The greatest amount and percentage of revenue we and our affiliates receive comes from assets allocated to subaccounts investing in the funds that are managed by our affiliates Columbia Management Investment Advisers, LLC (Columbia Management Investment Advisers) or Columbia Wanger Asset Management, LLC (Columbia Wanger Asset Management) (affiliated funds). Employee compensation and operating goals at all levels are tied to the success of Ameriprise Financial, Inc. and its affiliates, including us. Certain employees may receive higher compensation and other benefits based, in part, on contract values that are invested in the affiliated funds. We or our affiliates receive revenue which ranges up to 0.69% of the average daily net assets invested in the underlying funds through this and other contracts we and our affiliate issue. We or our affiliates may also receive revenue which ranges up to 0.04% of aggregate, net or anticipated sales of underlying funds through this and other contracts we and our affiliate issue. Please see the SAI for a table that ranks the underlying funds according to total dollar amounts they and their affiliates paid us or our affiliates in the prior calendar year.

Expense payments, non-cash compensation and other forms of revenue may influence recommendations your investment professional makes regarding whether you should invest in one of these contracts and whether you should allocate purchase payments or contract value to a subaccount that invests in a particular fund (see “About the Service Providers”).

The revenue we or our affiliates receive from a fund or its affiliates is in addition to revenue we receive from the charges you pay when buying, owning and surrendering from the contract (see “Expense Summary”). However, the revenue we or our affiliates receive from a fund or its affiliates may come, at least in part, from the fund’s fees and expenses you pay indirectly when you allocate contract value to the subaccount that invests in that fund.

•	Why revenues are paid to us: In accordance with applicable laws, regulations and the terms of the agreements under which such revenue is paid, we or our affiliates may receive these revenues including, but not limited to expense payments and non-cash compensation for various purposes:

•	Compensating, training and educating investment professionals who sell the contracts.

•	Granting access to our employees whose job it is to promote sales of the contracts by authorized selling firms and their investment professionals, and granting access to investment professionals of our affiliated selling firms.

•	Activities or services we or our affiliates provide that assist in the promotion and distribution of the contracts including promoting the funds available under the contracts to prospective and existing contract owners, authorized selling firms and investment professionals.

•	Providing sub-transfer agency and shareholder servicing to contract owners.

•	Promoting, including and/or retaining the fund’s investment portfolios as underlying investment options in the contracts.

•	Advertising, printing and mailing sales literature, and printing and distributing prospectuses and reports.

•	Furnishing personal services to contract owners, including education of contract owners, answering routine inquiries regarding a fund, maintaining accounts or providing such other services eligible for service fees as defined under the rules of the Financial Industry Regulatory Authority (FINRA).

•	Subaccounting, transaction processing, recordkeeping and administration.

 16  RIVERSOURCE ENDEAVOR SELECT VARIABLE ANNUITY — PROSPECTUS

•	Sources of revenue received from affiliated funds: The affiliated funds are managed by Columbia Management Investment Advisers or Columbia Wanger Asset Management. The sources of revenue we receive from these affiliated funds, or from affiliates of these funds, may include, but are not necessarily limited to, the following:

•	Assets of the fund’s adviser and transfer agent or an affiliate. The revenue resulting from these sources may be based either on a percentage of average daily net assets of the fund or on the actual cost of certain services we provide with respect to the fund. We may receive this revenue either in the form of a cash payment or it may be allocated to us.

•	Compensation paid out of 12b-1 fees that are deducted from fund assets and disclosed in the “12b-1 fees” column of the “Annual Operating Expenses of the Funds” table.

•	Sources of revenue received from unaffiliated funds: The unaffiliated funds are not managed by an affiliate of ours. The sources of revenue we receive from these unaffiliated funds, or the funds’ affiliates, may include, but are not necessarily limited to, the following:

•	Assets of the fund’s adviser, subadviser, transfer agent or an affiliate of these and assets of the fund’s distributor or an affiliate. The revenue resulting from these sources usually is based on a percentage of average daily net assets of the fund but there may be other types of payment arrangements.

•	Compensation paid out of 12b-1 fees that are deducted from fund assets and disclosed in the “12b-1 fees” column of the “Annual Operating Expenses of the Funds” table.

RIVERSOURCE ENDEAVOR SELECT VARIABLE ANNUITY — PROSPECTUS 17

Unless the PN program is in effect, you may allocate purchase payments and transfers to any or all of the subaccounts of the variable account that invest in shares of the following funds:

	Available under	Available under
	contracts with	contracts with
	applications	applications
	signed on or after	signed prior to
Investing In	May 1, 2007	May 1, 2007	Investment Objective and Policies	Investment Adviser
AllianceBernstein VPS Balanced Wealth Strategy Portfolio (Class B)	N	Y	Seeks to maximize total return consistent with AllianceBernstein’s determination of reasonable risk.	AllianceBernstein L.P.

AllianceBernstein VPS Global Thematic Growth Portfolio (Class B)	Y	Y	Seeks long-term growth of capital.	AllianceBernstein L.P.

AllianceBernstein VPS Growth and Income Portfolio (Class B)	Y	Y	Seeks long-term growth of capital.	AllianceBernstein L.P.

AllianceBernstein VPS International Value Portfolio (Class B)	Y	Y	Seeks long-term growth of capital.	AllianceBernstein L.P.

American Century VP Inflation Protection, Class II	N	Y	Seeks long-term total return using a strategy that seeks to protect against U.S. inflation.	American Century Investment Management, Inc.

American Century VP Mid Cap Value, Class II	Y	Y	Seeks long-term capital growth. Income is a secondary objective.	American Century Investment Management, Inc.

American Century VP Ultra®, Class II	Y	Y	Seeks long-term capital growth.	American Century Investment Management, Inc.

American Century VP Value, Class II	Y	Y	Seeks long-term capital growth. Income is a secondary objective.	American Century Investment Management, Inc.

ClearBridge Variable Small Cap Growth Portfolio – Class I (previously Legg Mason ClearBridge – Variable Small Cap Growth Portfolio – Class I)	Y	Y	Seeks long-term growth of capital.	Legg Mason Partners Fund Advisor, LLC, adviser; Western Asset Management Company & Western Asset Management Company Limited, subadviser.

Columbia Variable Portfolio – Cash Management Fund (Class 3)	Y	Y	Seeks maximum current income consistent with liquidity and stability of principal.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Diversified Bond Fund (Class 3)	Y	Y	Seeks high level of current income while attempting to conserve the value of the investment for the longest period of time.	Columbia Management Investment Advisers, LLC

 18  RIVERSOURCE ENDEAVOR SELECT VARIABLE ANNUITY — PROSPECTUS

	Available under	Available under
	contracts with	contracts with
	applications	applications
	signed on or after	signed prior to
Investing In	May 1, 2007	May 1, 2007	Investment Objective and Policies	Investment Adviser
Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3) (previously Columbia Variable Portfolio – Diversified Equity Income Fund (Class 3))	Y	Y	Seeks high level of current income and, as a secondary goal, steady growth of capital.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Emerging Markets Fund (Class 3) (previously Columbia Variable Portfolio – Emerging Markets Opportunity Fund (Class 3))	Y	Y	Seeks long-term capital growth.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – High Yield Bond Fund (Class 3)	Y	Y	Seeks high current income, with capital growth as a secondary objective.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Income Opportunities Fund (Class 2)	Y	Y	Seeks high total return through current income and capital appreciation.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Income Opportunities Fund (Class 3)	Y	Y	Seeks high total return through current income and capital appreciation.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – International Opportunity Fund (Class 3)	Y	Y	Seeks capital appreciation.	Columbia Management Investment Advisers, LLC, adviser; Threadneedle International Limited, an indirect wholly-owned subsidiary of Ameriprise Financial, sub-adviser.

Columbia Variable Portfolio – Large Cap Growth Fund (Class 3)	Y	Y	Seeks long-term capital growth.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3) (previously Columbia Variable Portfolio – Dynamic Equity Fund (Class 3))	Y	Y	Seeks capital appreciation.	Columbia Management Investment Advisers, LLC

RIVERSOURCE ENDEAVOR SELECT VARIABLE ANNUITY — PROSPECTUS 19

	Available under	Available under
	contracts with	contracts with
	applications	applications
	signed on or after	signed prior to
Investing In	May 1, 2007	May 1, 2007	Investment Objective and Policies	Investment Adviser
Columbia Variable Portfolio – Marsico Growth Fund (Class 1)	Y	Y	Seeks long-term growth of capital.	Columbia Management Investment Advisers, LLC, adviser; Marsico Capital Management, LLC, subadviser.

Columbia Variable Portfolio – Marsico International Opportunities Fund (Class 2)	Y	Y	Seeks long-term growth of capital.	Columbia Management Investment Advisers, LLC, adviser; Marsico Capital Management, LLC, subadviser.

Columbia Variable Portfolio – Mid Cap Growth Opportunity Fund (Class 3)	N	Y	Seeks growth of capital.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Mid Cap Value Opportunity Fund (Class 3)	Y	Y	Seeks long-term growth of capital.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – S&P 500 Index Fund (Class 3)	Y	Y	Seeks long-term capital appreciation.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Small Cap Value Fund (Class 2)	Y	Y	Seeks long-term capital appreciation.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 3) (previously Columbia Variable Portfolio – Short Duration U.S. Government Fund (Class 3))	Y	Y	Seeks high level of current income and safety of principal consistent with investment in U.S. government and government agency securities.	Columbia Management Investment Advisers, LLC

Credit Suisse Trust – Commodity Return Strategy Portfolio	Y	Y	The fund is designed to achieve positive total return relative to the performance of the Dow Jones-UBS Commodity Index Total Return (“DJ-UBS”).	Credit Suisse Asset Management, LLC

Dreyfus Investment Portfolios MidCap Stock Portfolio, Service Shares	N	Y	Seeks investment results that are greater than the total return performance of publicly traded common stocks of medium-size domestic companies in the aggregate, as represented by the Standard & Poor’s MidCap 400 Index.	The Dreyfus Corporation

 20  RIVERSOURCE ENDEAVOR SELECT VARIABLE ANNUITY — PROSPECTUS

	Available under	Available under
	contracts with	contracts with
	applications	applications
	signed on or after	signed prior to
Investing In	May 1, 2007	May 1, 2007	Investment Objective and Policies	Investment Adviser
Dreyfus Variable Investment Fund Appreciation Portfolio, Service Shares	N	Y	Seeks long-term capital growth consistent with the preservation of capital.	The Dreyfus Corporation, adviser; Fayez Sarofim & Co., sub-adviser.

Dreyfus Variable Investment Fund International Equity Portfolio, Service Shares	Y	Y	Seeks capital growth.	The Dreyfus Corporation, adviser; Newton Capital Management Limited, sub-adviser

Dreyfus Variable Investment Fund International Value Portfolio, Service Shares	Y	Y	Seeks long-term capital growth.	The Dreyfus Corporation

Eaton Vance VT Floating-Rate Income Fund	Y	Y	Seeks high level of current income.	Eaton Vance Management

Fidelity® VIP Contrafund® Portfolio Service Class 2	Y	Y	Seeks long-term capital appreciation. Normally invests primarily in common stocks. Invests in securities of companies whose value it believes is not fully recognized by the public. Invests in either “growth” stocks or “value” stocks or both. The fund invests in domestic and foreign issuers.	Fidelity Management & Research Company (FMR) is the fund’s manager. FMR Co., Inc. (FMRC) and other investment advisers serve as sub-advisers for the fund.

Fidelity® VIP Growth Portfolio Service Class 2	N	Y	Seeks to achieve capital appreciation. Normally invests primarily in common stocks. Invests in companies that it believes have above-average growth potential (stocks of these companies are often called “growth” stocks). The Fund invests in domestic and foreign issuers.	FMR and FMRC and other investment advisers serve as sub-advisers for the fund.

Fidelity® VIP Investment Grade Bond Portfolio Service Class 2	Y	Y	Seeks as high level of current income as is consistent with the preservation of capital. Normally invests at least 80% of assets in investment-grade debt securities (those of medium and high quality) of all types and repurchase agreements for those securities.	FMR and Fidelity Investments Money Management, Inc. (FIMM) and other investment advisers serve as sub-advisers for the fund.

RIVERSOURCE ENDEAVOR SELECT VARIABLE ANNUITY — PROSPECTUS 21

	Available under	Available under
	contracts with	contracts with
	applications	applications
	signed on or after	signed prior to
Investing In	May 1, 2007	May 1, 2007	Investment Objective and Policies	Investment Adviser
Fidelity® VIP Mid Cap Portfolio Service Class 2	Y	Y	Seeks long-term growth of capital. Normally invests primarily in common stocks. Normally invests at least 80% of assets in securities of companies with medium market capitalizations. May invest in companies with smaller or larger market capitalizations. Invests in domestic and foreign issuers. The Fund invests in either “growth” or “value” common stocks or both.	FMR and FMRC and other investment advisers serve as sub-advisers for the fund.

Fidelity® VIP Overseas Portfolio Service Class 2	Y	Y	Seeks long-term growth of capital. Normally invests primarily in common stocks allocating investments across different countries and regions. Normally invests at least 80% of assets in non-U.S. securities.	FMR and FMRC and other investment advisers serve as sub-advisers for the fund.

FTVIPT Franklin Income Securities Fund – Class 2	Y	Y	Seeks to maximize income while maintaining prospects for capital appreciation. Under normal market conditions, the fund invests in both equity and debt securities.	Franklin Advisers, Inc. adviser; Templeton Investment Counsel, LLC, subadviser.

FTVIPT Franklin Rising Dividends Securities Fund – Class 2	N	Y	Seeks long-term capital appreciation, with preservation of capital as an important consideration. Under normal market conditions, the fund invests at least 80% of its net assets in equity securities of companies that have paid rising dividends.	Franklin Advisory Services, LLC

FTVIPT Franklin Small-Mid Cap Growth Securities Fund – Class 2	N	Y	Seeks long-term capital growth. Under normal market conditions, the fund invests at least 80% of its net assets in investments of small capitalization and mid capitalization companies.	Franklin Advisers, Inc.

 22  RIVERSOURCE ENDEAVOR SELECT VARIABLE ANNUITY — PROSPECTUS

	Available under	Available under
	contracts with	contracts with
	applications	applications
	signed on or after	signed prior to
Investing In	May 1, 2007	May 1, 2007	Investment Objective and Policies	Investment Adviser
FTVIPT Mutual Shares Securities Fund – Class 2	N	Y	Seeks capital appreciation, with income as a secondary goal. Under normal market conditions, the fund invests primarily in U.S. and foreign equity securities that the investment manager believes are undervalued.	Franklin Mutual Advisers, LLC

FTVIPT Templeton Global Bond Securities Fund – Class 2	Y	Y	Seeks high current income, consistent with preservation of capital, with capital appreciation as a secondary consideration. Under normal market conditions, the fund invests at least 80% of its net assets in bonds, which include debt securities of any maturity, such as bonds, notes, bills and debentures.	Franklin Advisers, Inc.

FTVIPT Templeton Growth Securities Fund – Class 2	Y	Y	Seeks long-term capital growth. Under normal market conditions, the fund invests predominantly in equity securities of companies located anywhere in the world, including those in the U.S. and emerging markets.	Templeton Global Advisors Limited

Goldman Sachs VIT Mid Cap Value Fund – Institutional Shares	Y	Y	Seeks long-term capital appreciation.	Goldman Sachs Asset Management, L.P.

Goldman Sachs VIT Structured U.S. Equity Fund – Institutional Shares	Y	Y	Seeks long-term growth of capital.	Goldman Sachs Asset Management, L.P.

Invesco V.I. American Franchise Fund, Series II Shares (previously Invesco Van Kampen V.I. – American Franchise Fund, Series II Shares)	Y	Y	Seeks capital growth.	Invesco Advisers, Inc.

Invesco V.I. Comstock Fund, Series II Shares (previously Invesco Van Kampen V.I. – Comstock Fund, Series II Shares)	Y	Y	Seeks capital growth and income through investments in equity securities, including common stocks, preferred stocks and securities convertible into common and preferred stocks.	Invesco Advisers, Inc.

RIVERSOURCE ENDEAVOR SELECT VARIABLE ANNUITY — PROSPECTUS 23

	Available under	Available under
	contracts with	contracts with
	applications	applications
	signed on or after	signed prior to
Investing In	May 1, 2007	May 1, 2007	Investment Objective and Policies	Investment Adviser
Invesco V.I. Global Health Care Fund, Series II Shares	Y	Y	Seeks long-term growth of capital.	Invesco Advisers, Inc.

Invesco V.I. International Growth Fund, Series II Shares	Y	Y	Seeks long-term growth of capital.	Invesco Advisers, Inc.

Invesco V.I. Mid Cap Core Equity Fund, Series II Shares	N	Y	Seeks long-term growth of capital.	Invesco Advisers, Inc.

Invesco V.I. Mid Cap Growth Fund, Series II Shares (previously Invesco Van Kampen V.I. – Mid Cap Growth Fund, Series II Shares)	Y	Y	Seeks capital growth.	Invesco Advisers, Inc.

Invesco V.I. Value Opportunities Fund, Series II Shares (previously Invesco Van Kampen V.I. – Value Opportunities Fund, Series II Shares)	N	Y	Seeks long-term growth of capital.	Invesco Advisers, Inc.

Janus Aspen Series Janus Portfolio: Service Shares	Y	Y	Seeks long-term growth of capital.	Janus Capital Management LLC

MFS® New Discovery Series – Service Class	N	Y	Seeks capital appreciation.	MFS® Investment Management

MFS® Total Return Series – Service Class	Y	Y	Seeks total return.	MFS® Investment Management

MFS® Utilities Series – Service Class	Y	Y	Seeks total return.	MFS® Investment Management

Morgan Stanley UIF Global Real Estate Portfolio, Class II Shares	Y	Y	Seeks to provide current income and capital appreciation.	Morgan Stanley Investment Management Inc., adviser; Morgan Stanley Investment Management Limited and Morgan Stanley Investment Management Company, subadvisers.

Morgan Stanley UIF Mid Cap Growth Portfolio, Class II Shares	Y	Y	Seeks long-term capital growth by investing primarily in common stocks and other equity securities.	Morgan Stanley Investment Management Inc.

 24  RIVERSOURCE ENDEAVOR SELECT VARIABLE ANNUITY — PROSPECTUS

	Available under	Available under
	contracts with	contracts with
	applications	applications
	signed on or after	signed prior to
Investing In	May 1, 2007	May 1, 2007	Investment Objective and Policies	Investment Adviser
Morgan Stanley UIF U.S. Real Estate Portfolio, Class II Shares	N	Y	Seeks to provide above average current income and long-term capital appreciation by investing primarily in equity securities of companies in the U.S. real estate industry, including real estate investment trusts.	Morgan Stanley Investment Management Inc.

Oppenheimer Capital Appreciation Fund/VA, Service Shares	Y	Y	Seeks capital appreciation by investing in securities of well-known, established companies.	OFI Global Asset Management, Inc., adviser; OppenheimerFunds, Inc., sub-adviser.

Oppenheimer Global Fund/VA, Service Shares (previously Oppenheimer Global Securities Fund/VA, Service Shares)	Y	Y	Seeks long-term capital appreciation by investing a substantial portion of its assets in securities of foreign issuers, “growth-type” companies, cyclical industries and special situations that are considered to have appreciation possibilities.	OFI Global Asset Management, Inc., adviser; OppenheimerFunds, Inc., sub-adviser.

Oppenheimer Global Strategic Income Fund/VA, Service Shares	Y	Y	Seeks a high level of current income principally derived from interest on debt securities.	OFI Global Asset Management, Inc., adviser; OppenheimerFunds, Inc., sub-adviser.

Oppenheimer Main Street Small Cap Fund®/VA, Service Shares (previously Oppenheimer Main Street Small- & Mid-Cap Fund®/VA, Service Shares)	Y	Y	Seeks capital appreciation.	OFI Global Asset Management, Inc., adviser; OppenheimerFunds, Inc., sub-adviser.

PIMCO VIT All Asset Portfolio, Advisor Class	Y	Y	Seeks maximum real return consistent with preservation of real capital and prudent investment management.	Pacific Investment Management Company LLC (PIMCO)

Putnam VT Global Health Care Fund – Class IB Shares	N	Y	Seeks capital appreciation.	Putnam Investment Management, LLC, adviser; Putnam Advisory Company, LLC, sub-adviser; and Putnam Investments Limited

Putnam VT International Equity Fund – Class IB Shares	N	Y	Seeks capital appreciation.	Putnam Investment Management, LLC, adviser; Putnam Advisory Company, LLC, sub-adviser; and Putnam Investments Limited

RIVERSOURCE ENDEAVOR SELECT VARIABLE ANNUITY — PROSPECTUS 25

	Available under	Available under
	contracts with	contracts with
	applications	applications
	signed on or after	signed prior to
Investing In	May 1, 2007	May 1, 2007	Investment Objective and Policies	Investment Adviser
Putnam VT Multi-Cap Growth Fund – Class IB Shares	N	Y	Seeks long-term capital appreciation.	Putnam Investment Management, LLC

Putnam VT Small Cap Value Fund – Class IB Shares	N	Y	Seeks capital appreciation.	Putnam Investment Management, LLC

Variable Portfolio – Aggressive Portfolio (Class 2)	Y	N	Seeks high level of total return that is consistent with an aggressive level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in underlying funds that invest in equity securities and also invests a small amount in underlying funds that invest in fixed income securities.	Columbia Management Investment Advisers, LLC

Variable Portfolio – Aggressive Portfolio (Class 4)	Y	N	Seeks high level of total return that is consistent with an aggressive level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in underlying funds that invest in equity securities and also invests a small amount in underlying funds that invest in fixed income securities.	Columbia Management Investment Advisers, LLC

Variable Portfolio – BlackRock Global Inflation-Protected Securities Fund (Class 3) (previously Columbia Variable Portfolio – Global Inflation Protected Securities Fund (Class 3))	Y	Y	Non-diversified fund that seeks total return that exceeds the rate of inflation over the long term.	Columbia Management Investment Advisers, LLC, adviser; BlackRock Financial Management, Inc., subadviser.

 26  RIVERSOURCE ENDEAVOR SELECT VARIABLE ANNUITY — PROSPECTUS

	Available under	Available under
	contracts with	contracts with
	applications	applications
	signed on or after	signed prior to
Investing In	May 1, 2007	May 1, 2007	Investment Objective and Policies	Investment Adviser
Variable Portfolio – Conservative Portfolio (Class 2)	Y	N	Seeks high level of total return that is consistent with a conservative level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in underlying funds that invest in fixed income securities.	Columbia Management Investment Advisers, LLC

Variable Portfolio – Conservative Portfolio (Class 4)	Y	N	Seeks high level of total return that is consistent with a conservative level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in underlying funds that invest in fixed income securities.	Columbia Management Investment Advisers, LLC

Variable Portfolio – Moderate Portfolio (Class 2)	Y	N	Seeks high level of total return that is consistent with a moderate level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in a balance of underlying funds that invest in fixed income securities and underlying funds that invest in equity securities.	Columbia Management Investment Advisers, LLC

Variable Portfolio – Moderate Portfolio (Class 4)	Y	N	Seeks high level of total return that is consistent with a moderate level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in a balance of underlying funds that invest in fixed income securities and underlying funds that invest in equity securities.	Columbia Management Investment Advisers, LLC

RIVERSOURCE ENDEAVOR SELECT VARIABLE ANNUITY — PROSPECTUS 27

	Available under	Available under
	contracts with	contracts with
	applications	applications
	signed on or after	signed prior to
Investing In	May 1, 2007	May 1, 2007	Investment Objective and Policies	Investment Adviser
Variable Portfolio – Moderately Aggressive Portfolio (Class 2)	Y	N	Seeks high level of total return that is consistent with a moderately aggressive level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in underlying funds that invest in equity securities and also invests a moderate amount in underlying funds that invest in fixed income securities.	Columbia Management Investment Advisers, LLC

Variable Portfolio – Moderately Aggressive Portfolio (Class 4)	Y	N	Seeks high level of total return that is consistent with a moderately aggressive level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in underlying funds that invest in equity securities and also invests a moderate amount in underlying funds that invest in fixed income securities.	Columbia Management Investment Advisers, LLC

Variable Portfolio – Moderately Conservative Portfolio (Class 2)	Y	N	Seeks high level of total return that is consistent with a moderately conservative level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in underlying funds that invest in fixed income securities and also invests a moderate amount in underlying funds that invest in equity securities.	Columbia Management Investment Advisers, LLC

 28  RIVERSOURCE ENDEAVOR SELECT VARIABLE ANNUITY — PROSPECTUS

	Available under	Available under
	contracts with	contracts with
	applications	applications
	signed on or after	signed prior to
Investing In	May 1, 2007	May 1, 2007	Investment Objective and Policies	Investment Adviser
Variable Portfolio – Moderately Conservative Portfolio (Class 4)	Y	N	Seeks high level of total return that is consistent with a moderately conservative level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in underlying funds that invest in fixed income securities and also invests a moderate amount in underlying funds that invest in equity securities.	Columbia Management Investment Advisers, LLC

Variable Portfolio – Partners Small Cap Value Fund (Class 3)	Y	Y	Seeks long-term capital appreciation.	Columbia Management Investment Advisers, LLC, adviser; Barrow, Hanley, Mewhinney & Strauss, Inc., Denver Investment Advisors LLC, Donald Smith & Co., Inc., River Road Asset Management, LLC and Turner Investment Partners, Inc., subadvisers.

Variable Portfolio – Sit Dividend Growth Fund (Class 3) (previously Variable Portfolio – Davis New York Venture Fund (Class 3))	Y	Y	Seeks long-term capital growth.	Columbia Management Investment Advisers, LLC, adviser; Sit Investment Associates, Inc., subadviser.

Variable Portfolio – Victory Established Value Fund (Class 3) (previously Variable Portfolio – Goldman Sachs Mid Cap Value Fund (Class 3))	Y	Y	Seeks long-term growth of capital.	Columbia Management Investment Advisers, LLC, adviser; Victory Capital Management, Inc., subadviser.

Wanger International	Y	Y	Seeks long-term capital appreciation.	Columbia Wanger Asset Management, LLC

Wanger USA	Y	Y	Seeks long-term capital appreciation.	Columbia Wanger Asset Management, LLC

RIVERSOURCE ENDEAVOR SELECT VARIABLE ANNUITY — PROSPECTUS 29

Guarantee Period Accounts (GPAs)

The GPAs may not be available in some states.

Currently, unless the PN program is in effect, you may allocate purchase payments and purchase payment credits to one or more of the GPAs with guarantee periods declared by us. These periods of time may vary by state. The required minimum investment in each GPA is $1,000. These accounts are not offered after annuity payouts begin.

Each GPA pays an interest rate that is declared when you make an allocation to that account. That interest rate is then fixed for the guarantee period that you chose. We will periodically change the declared interest rate for any future allocations to these accounts, but we will not change the rate paid on money currently in a GPA.

The interest rates that we will declare as guaranteed rates in the future are determined by us at our discretion (future rates). We will determine future rates based on various factors including, but not limited to, the interest rate environment, returns earned on investments in the nonunitized separate account we have established for the GPAs, the rates currently in effect for new and existing RiverSource Life annuities, product design, competition and RiverSource Life’s revenues and other expenses. Interest rates offered may vary by state, but will not be lower than state law allows. We cannot predict nor can we guarantee what future rates will be.

We hold amounts you allocate to the GPAs in a “nonunitized” separate account. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the GPAs. State insurance law prohibits us from charging this separate account with liabilities of any other separate account or of our general business. We own the assets of this separate account as well as any favorable investment performance of those assets. You do not participate in the performance of the assets held in this separate account. We guarantee all benefits relating to your value in the GPAs. This guarantee is based on the continued claims-paying ability of the company’s general account. You should be aware that our general account is exposed to the risks normally associated with a portfolio of fixed-income securities, including interest rate, option, liquidity and credit risk. You should also be aware that we issue other types of insurance and financial products as well, and we also pay our obligations under these products from assets in our general account. Our general account is not segregated or insulated from the claims of our creditors. The financial statements contained in the SAI include a further discussion of the risks inherent within the investments of the general account.

We intend to construct and manage the investment portfolio relating to the separate account in such a way as to minimize the impact of fluctuations by interest rates. We seek to achieve this by constructing a portfolio of assets with a price sensitivity to interest rate changes (i.e., price duration) that is similar to the price duration of the corresponding portfolio of liabilities.

We must invest this portfolio of assets in accordance with requirements established by applicable state laws regarding the nature and quality of investments that life insurance companies may make and the percentage of their assets that they may commit to any particular type of investment. Our investment strategy will incorporate the use of a variety of debt instruments having price durations tending to match the applicable guarantee periods. These instruments include, but are not necessarily limited to, the following:

•	Securities issued by the U.S. government or its agencies or instrumentalities, which issues may or may not be guaranteed by the U.S. government;

•	Debt securities that have an investment grade, at the time of purchase, within the four highest grades assigned by any of three nationally recognized rating agencies — Standard & Poor’s, Moody’s Investors Service or Fitch — or are rated in the two highest grades by the National Association of Insurance Commissioners;

•	Other debt instruments which are unrated or rated below investment grade, limited to 10% of assets at the time of purchase; and

•	Real estate mortgages, limited to 45% of portfolio assets at the time of acquisition.

In addition, options and futures contracts on fixed income securities will be used from time to time to achieve and maintain appropriate investment and liquidity characteristics on the overall asset portfolio.

While this information generally describes our investment strategy, we are not obligated to follow any particular strategy except as may be required by federal law and Indiana and other state insurance laws.

MARKET VALUE ADJUSTMENT (MVA)
We will not apply an MVA to contract value you transfer or withdraw out of the GPAs within 30 days before the end of the guarantee period. During this 30 day window you may choose to start a new guarantee period of the same length, transfer the contract value to a GPA of another length, transfer the contract value to any of the subaccounts or the one-year fixed account, or withdraw the contract value (subject to applicable withdrawal provisions). If we do not receive any instructions at the end

 30  RIVERSOURCE ENDEAVOR SELECT VARIABLE ANNUITY — PROSPECTUS

of your guarantee period, our current practice is to automatically transfer the contract value into the shortest GPA term offered in your state.

We guarantee the contract value allocated to the GPAs, including interest credited, if you do not make any transfers or withdrawals from the GPAs prior to 30 days before the end of the guarantee period (30-day rule). At all other times, and unless one of the exceptions to the 30-day rule described below applies, we will apply an MVA if you withdraw or transfer contract value from a GPA including withdrawals under the SecureSource rider, Guarantor Withdrawal Benefit for Life rider or the Guarantor Withdrawal Benefit rider, or you elect an annuity payout plan while you have contract value invested in a GPA. We will refer to these transactions as “early withdrawals.” The application of an MVA may result in either a gain or loss of principal.

The 30-day rule does not apply and no MVA will apply to:

•	transfers from a one-year GPA occurring under an automated dollar-cost averaging program or interest sweep strategy;

•	automatic rebalancing under any PN program model portfolio we offer which contains one or more GPAs. However, an MVA may apply if you transfer to a new PN program investment option;

•	amounts applied to an annuity payout plan while a PN program model portfolio containing one or more GPAs is in effect;

•	amounts withdrawn for fees and charges; and

•	amounts we pay as death claims.

When you request an early withdrawal, we adjust the early withdrawal amount by an MVA formula. The early withdrawal amount reflects the relationship between the guaranteed interest rate you are earning in your current GPA and the interest rate we are crediting on new GPAs that end at the same time as your current GPA.

The MVA is sensitive to changes in current interest rates. The magnitude of any applicable MVA will depend on our current schedule of guaranteed interest rates at the time of the withdrawal, the time remaining in your guarantee period and your guaranteed interest rate. The MVA is negative, zero or positive depending on how the guaranteed interest rate on your GPA compares to the interest rate of a new GPA for the same number of years as the guarantee period remaining on your GPA. This is summarized in the following table:

If your GPA rate is:	The MVA is:

Less than the new GPA rate + 0.10%	Negative

Equal to the new GPA rate + 0.10%	Zero

Greater than the new GPA rate + 0.10%	Positive

For examples, see Appendix A.

The Fixed Account

Amounts allocated to the fixed account become part of our general account. The fixed account includes the one-year fixed account and the DCA fixed account. We credit interest on amounts you allocate to the fixed account at rates we determine from time to time in our discretion. These rates will be based on various factors including, but not limited to, the interest rate environment, returns we earn on our general account investments, the rates currently in effect for new and existing RiverSource Life annuities, product design, competition, and RiverSource Life’s revenues and expenses. The guaranteed minimum interest rate on amounts invested in the fixed account may vary by state but will not be lower than state law allows. We back the principal and interest guarantees relating to the fixed account. These guarantees are based on the continued claims-paying ability of RiverSource Life. You should be aware that our general account is exposed to the risks normally associated with a portfolio of fixed-income securities, including interest rate, option, liquidity and credit risk. You should also be aware that we issue other types of insurance and financial products as well, and we also pay our obligations under these products from assets in our general account. Our general account is not segregated or insulated from the claims of our creditors. The financial statements contained in the SAI include a further discussion of the risks inherent within the investments of the general account.

The fixed account is not required to be registered with the SEC. The SEC staff does not review the disclosures in this prospectus on the fixed account, however, disclosures regarding the fixed account may be subject to certain generally applicable provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

ONE-YEAR FIXED ACCOUNT
Unless the PN program we offer is in effect, you may allocate purchase payments or transfer contract value to the one-year fixed account. The value of the one-year fixed account increases as we credit interest to the one-year fixed account. We credit and compound interest daily based on a 365-day year (366 in a leap year) so as to produce the annual effective rate which we

RIVERSOURCE ENDEAVOR SELECT VARIABLE ANNUITY — PROSPECTUS 31

declare. We credit the one-year fixed account with the current guaranteed annual rate that is in effect on the date we receive your purchase payment or you transfer contract value to the one-year fixed account. The interest rate we apply to each purchase payment or transfer to the one-year fixed account is guaranteed for one year. There are restrictions on the amount you can allocate to the one-year fixed account as well as on transfers from this account (see “Making the Most of Your Contract — Transfer policies”).

DCA FIXED ACCOUNT (Applies to contracts with applications signed on or after May 1, 2006 and if available in your state)
You may allocate purchase payments to the DCA fixed account. You may not transfer contract value to the DCA fixed account.

You may allocate your entire initial purchase payment to the DCA fixed account for a term of six or twelve months. We reserve the right to offer shorter or longer terms for the DCA fixed account.

In accordance with your investment instructions, we transfer a pro rata amount from the DCA fixed account to your investment allocations monthly so that, at the end of the DCA fixed account term, the balance of the DCA fixed account is zero. The value of the DCA fixed account increases when we credit interest to the DCA fixed account, and decreases when we make monthly transfers from the DCA fixed account to your investment allocations. We credit interest only on the declining balance of the DCA fixed account; we do not credit interest on amounts that have been transferred from the DCA fixed account. We credit and compound interest daily based on a 365-day year (366 in a leap year) so as to produce the annual effective rate which we declare. Generally, we will credit the DCA fixed account with interest at the same annual effective rate we apply to the one-year fixed account on the date we receive your purchase payment, regardless of the length of the term you select. From time to time, we may credit interest to the DCA fixed account at promotional rates that are higher than those we credit to the one-year fixed account. We reserve the right to declare different annual effective rates:

•	for the DCA fixed account and the one-year fixed account;

•	for the DCA fixed accounts with terms of differing length;

•	for amounts in the DCA fixed account you instruct us to transfer to the one-year fixed account;

•	for amounts in the DCA fixed account you instruct us to transfer to the GPAs;

•	for amounts in the DCA fixed account you instruct us to transfer to the subaccounts.

The interest rates in effect for the DCA fixed account when we receive your purchase payment are guaranteed for the length of the term. When you allocate an additional purchase payment to an existing DCA fixed account term, the interest rates applicable to that purchase payment will be the rates in effect for the DCA fixed account of the same term on the date we receive your purchase payment. For DCA fixed accounts with an initial term (or, in the case of an additional purchase payment, a remaining term) of less than twelve months, the net effective interest rates we credit to the DCA fixed account balance will be less than the declared annual effective rates.

Alternatively, you may allocate your initial purchase payment to any combination of the following which equals one hundred percent of the amount you invest:

•	the DCA fixed account for a six month term;

•	the DCA fixed account for a twelve month term;

•	the PN program investment option in effect;

•	if no PN program investment option is in effect, to the one-year fixed account, the GPAs and/or the subaccounts, subject to investment minimums and other restrictions we may impose on investments in the one-year fixed account and the GPAs.

If you make a purchase payment while a DCA fixed account term is in progress, you may allocate your purchase payment among the following:

•	to the DCA fixed account term(s) then in effect. Amounts you allocate to an existing DCA fixed account term will be transferred out of the DCA fixed account over the remainder of the term. For example, if you allocate a new purchase payment to an existing DCA fixed account term of six months when only two months remains in the six month term, the amount you allocate will be transferred out of the DCA fixed account over the remaining two months of the term;

•	to the PN program investment option then in effect;

•	if no PN program investment option is in effect, then to the one-year fixed account, the GPAs and/or the subaccounts, subject to investment minimums and other restrictions we may impose on investments in the one-year fixed account and the GPAs.
If no DCA fixed account term is in progress when you make an additional purchase payment, you may allocate it according to the rules above for the allocation of your initial purchase payment.

 32  RIVERSOURCE ENDEAVOR SELECT VARIABLE ANNUITY — PROSPECTUS

If you participate in a PN program, and you change to a different PN program investment option while a DCA fixed account term is in progress, we will allocate transfers from the DCA fixed account to your newly-elected PN program investment option.

If your contract permits, and you discontinue your participation in a PN program while a DCA fixed account term is in progress, we will allocate transfers from the DCA fixed account for the remainder of the term in accordance with your investment instructions to us to the one-year fixed account, the GPAs and the subaccounts, subject to investment minimums and other restrictions we may impose on investments in the one-year fixed account and the GPAs, including but not limited to, any limitations described in this prospectus on transfers (see “Transfer policies”).

You may discontinue any DCA fixed account before the end of its term by giving us notice. If you do so, we will transfer the remaining balance of the DCA fixed account whose term you are ending to the PN program investment option in effect, or if no PN program investment option is in effect, in accordance with your investment instructions to us to the one-year fixed account, the GPAs and/or the subaccounts, subject to investment minimums and other restrictions we may impose on investments in the one-year fixed account and the GPAs, including but not limited to, any limitations described in this prospectus on transfers (see “Transfer policies”).

Dollar-cost averaging from the DCA fixed account does not guarantee that any subaccount will gain in value nor will it protect against a decline in value if market prices fall. For a discussion of how dollar-cost averaging works, see “Making the Most of your Contract — Automated Dollar-Cost Averaging.”

Buying Your Contract

New contracts are not currently being offered. We are required by law to obtain personal information from you which we will use to verify your identity. If you do not provide this information, we reserve the right to refuse issue of your contract or take other steps we deem reasonable. As the owner, you have all rights and may receive all benefits under the contract. You may buy a qualified or nonqualified annuity. Generally, you can own a nonqualified annuity in joint tenancy with rights of survivorship only in spousal situations. You cannot own a qualified annuity in joint tenancy. You can become an owner if you are 85 or younger. (The age limit may be younger for qualified annuities in some states.)

When you applied, you could have selected (if available in your state):

•	GPAs, the one-year fixed account, the DCA fixed account (if part of your contract) and/or subaccounts in which you want to invest;

•	how you want to make purchase payments;

•	the length of the withdrawal charge schedule (5 or 7 years from our receipt of each purchase payment);

•	a beneficiary;

•	the optional PN program(1); and

•	one of the following Death Benefits:

– ROP Death Benefit;

– MAV Death Benefit;

– 5% Accumulation Death Benefit(2); or

– Enhanced Death Benefit(2).

In addition, you could have also selected (if available in your state):

Either of the following Optional Living Benefits (all require the use of the PN program):

•	Accumulation Protector Benefit rider

•	SecureSource rider

Either of the following Optional Death Benefits:

•	Benefit Protector Death Benefit rider(3)

•	Benefit Protector Plus Death Benefit rider(3)

(1)	There is no additional charge for this feature.
(2)	The 5% Accumulation Death Benefit and Enhanced Death Benefit are not available with Benefit Protector and Benefit Protector Plus Death Benefit riders.
(3)	Not available with the 5% Accumulation Death Benefit or Enhanced Death Benefit.

The contract provides for allocation of purchase payments to the GPAs, the one-year fixed account, the DCA fixed account (if part of your contract) and/or the subaccounts of the variable account in even 1% increments subject to the $1,000 required

RIVERSOURCE ENDEAVOR SELECT VARIABLE ANNUITY — PROSPECTUS 33

minimum investment for the GPAs. The amount of any purchase payment allocated to the one-year fixed account in total cannot exceed 30% of the purchase payment. More than 30% of a purchase payment may be so allocated if you establish an automated dollar-cost averaging arrangement with respect to the purchase payment according to procedures currently in effect. We reserve the right to further limit purchase payment allocations to the one-year fixed account if the interest rate we are then crediting on new purchase payments allocated to the one-year fixed account is equal to the minimum interest rate stated in the contract.

We will credit additional purchase payments you make to your accounts on the valuation date we receive them. If we receive an additional purchase payment at our corporate office before the close of business, we will credit any portion of that payment allocated to the subaccounts using the accumulation unit value we calculate on the valuation date we received the payment. If we receive an additional purchase payment at our corporate office at or after the close of business, we will credit any portion of that payment allocated to the subaccounts using the accumulation unit value we calculate on the next valuation date after we received the payment.

You may make monthly payments to your contract under a Systematic Investment Plan (SIP). You must make an initial purchase payment of $10,000. Then, to begin the SIP, you will complete and send a form and your first SIP payment along with your application. There is no charge for SIP. You can stop your SIP payments at any time.

In most states, you may make additional purchase payments to nonqualified and qualified annuities until the retirement date.

THE RETIREMENT DATE
Annuity payouts begin on the retirement date. When we processed your application, we established the retirement date to be the maximum age (or contract anniversary if applicable) for nonqualified annuities and Roth IRAs and for qualified annuities the date specified below. Your selected date can align with your actual retirement from a job, or it can be a different future date, depending on your needs and goals and on certain restrictions. You also can change the retirement date, provided you send us written instructions at least 30 days before annuity payouts begin.

For nonqualified annuities and Roth IRAs, the retirement date must be:

•	no earlier than the 30th day after the contract’s effective date; and

•	no later than the annuitant’s 90th(1) birthday or the tenth contract anniversary, if purchased after age 80(1), or such other date as agreed upon by us.

For qualified annuities except Roth IRAs, to comply with IRS regulations, the retirement date generally must be:

•	for IRAs by April 1 of the year following the calendar year when the annuitant reaches age 70 1/2; or

•	for all other qualified annuities, by April 1 of the year following the calendar year when the annuitant reaches age 70 1/2 or, if later, retires (except that 5% business owners may not select a retirement date that is later than April 1 of the year following the calendar year when they reach age 70 1/2).

If you satisfy your required minimum distributions in the form of partial withdrawals from this contract, annuity payouts can start as late as the annuitant’s 90th(1) birthday or the tenth contract anniversary, if later, or a date that has been otherwise agreed to by us.

Contract owners of IRAs and TSAs may also be able to satisfy required minimum distributions using other IRAs or TSAs, and in that case, may delay the annuity payout start date for this contract.

(1)	Applies to contracts with applications signed on or after May 1, 2006, in most states. For all other contracts, the retirement date must be no later than the annuitant’s 85th birthday or the tenth contract anniversary, if purchased after age 75. Ask your investment professional which retirement date applies to you.

BENEFICIARY
We will pay to your named beneficiary the death benefit if it becomes payable before the retirement date while the contract is in force and before annuity payouts begin. If there is more than one beneficiary, we will pay each beneficiary’s designated share when we receive their completed claim. A beneficiary will bear the investment risk of the variable account until we receive the beneficiary’s completed claim. If there is no named beneficiary, the default provisions of your contract will apply. (See “Benefits in Case of Death” for more about beneficiaries.)

If you select the SecureSource – Joint Life rider, please consider carefully whether or not you wish to change the beneficiary of your annuity contract. The rider will terminate if the surviving covered spouse can not utilize the spousal continuation provision of the contract when the death benefit is payable.

PURCHASE PAYMENTS
Purchase payment amounts and purchase payment timing may vary by state and be limited under the terms of your contract.

Minimum initial purchase payment
  $10,000

 34  RIVERSOURCE ENDEAVOR SELECT VARIABLE ANNUITY — PROSPECTUS

Minimum additional purchase payments
  $50 for SIPs

  $100 for all other payment types

Maximum total purchase payments*
  $1,000,000

*	This limit applies in total to all RiverSource Life annuities you own. We reserve the right to waive or increase the maximum limit. For qualified annuities, the Code’s limits on annual contributions also apply. Additional purchase payments are restricted during the waiting period after the first 180 days immediately following the effective date of the Accumulation Protector Benefit rider.

Effective Jan. 26, 2009, no additional purchase payments are allowed for contracts with the Guarantor Withdrawal Benefit rider, Enhanced Guarantor Withdrawal Benefit rider, Guarantor Withdrawal Benefit for Life rider, or SecureSource riders, subject to state restrictions.

For contracts issued in all states except those listed below certain exceptions apply and the following additional purchase payments will be allowed on/after Jan. 26, 2009:

a.	Tax Free Exchanges, rollovers, and transfers listed on the annuity application and received within 180 days from the contract issue date.

b.	Prior and current tax year contributions up to the annual limit set up by the IRS for any Qualified Accounts except TSAs and 401(a)s. This annual limit applies to IRAs, Roth IRAs, and SEP plans.

For contracts issued in Florida, New Jersey, and Oregon, additional purchase payments to your variable annuity contract will be limited to $100,000 for the life of your contract. The limit does not apply to Tax Free Exchanges, rollovers, and transfers listed on the annuity application and received within 180 days from the contract issue date.

We reserve the right to change these current rules at any time, subject to state restrictions.

HOW TO MAKE PURCHASE PAYMENTS

 1 By letter

Send your check along with your name and contract number to:

RiverSource Life Insurance Company
829 Ameriprise Financial Center
Minneapolis, MN 55474

 2 By SIP

Contact your investment professional to complete the necessary SIP paperwork.

PURCHASE PAYMENT CREDITS
As of May 1, 2006, we no longer offer purchase payment credits in most states. Purchase payment credits were available if you:

•	purchased a contract with the seven-year withdrawal charge schedule with an application signed date before May 1, 2006; or

•	purchase(d) a contract with the seven-year withdrawal charge schedule with an application signed date on or after May 1, 2006 in a state where purchase payment credits are/were still available at the time you purchase(d) your contract.

See Appendix I for a description of the purchase payment credits that apply to your policy.

LIMITATIONS ON USE OF CONTRACT
If mandated by applicable law, including, but not limited to, federal anti-money laundering laws, we may be required to reject a purchase payment. We may also be required to block an owner’s access to contract values or to satisfy other statutory obligations. Under these circumstances, we may refuse to implement requests for transfers, withdrawals or death benefits until instructions are received from the appropriate governmental authority or a court of competent jurisdiction.

Charges

ALL CONTRACTS

CONTRACT ADMINISTRATIVE CHARGE
We charge this fee for establishing and maintaining your records. We deduct $40 from the contract value on your contract anniversary or, if earlier, when the contract is fully withdrawn. We prorate this charge among the GPAs, the fixed account and

RIVERSOURCE ENDEAVOR SELECT VARIABLE ANNUITY — PROSPECTUS 35

the subaccounts in the same proportion your interest in each account bears to your total contract value. Some states also limit any contract charge allocated to the fixed account.

We will waive this charge when your contract value is $50,000 or more on the current contract anniversary.

If you take a full withdrawal from your contract, we will deduct the charge at the time of withdrawal regardless of the contract value. We cannot increase the annual contract administrative charge and it does not apply after annuity payouts begin or when we pay death benefits.

VARIABLE ACCOUNT ADMINISTRATIVE CHARGE
We apply this charge daily to the subaccounts. It is reflected in the unit values of your subaccounts and it totals 0.15% of their average daily net assets on an annual basis. It covers certain administrative and operating expenses of the subaccounts such as accounting, legal and data processing fees and expenses involved in the preparation and distribution of reports and prospectuses. We cannot increase the variable account administrative charge.

MORTALITY AND EXPENSE RISK FEE
We charge these fees daily to the subaccounts. The unit values of your subaccounts reflect these fees. These fees cover the mortality and expense risk that we assume. These fees do not apply to the GPAs or the fixed account. We cannot increase these fees.

The mortality and expense risk fee you pay is based on the death benefit guarantee you select, whether the contract is a qualified annuity or a nonqualified annuity and the withdrawal charge schedule that applies to your contract.

Seven-year withdrawal charge schedule for contracts with applications signed
on or after May 1, 2006 and if available in your state	Qualified annuities	Nonqualified annuities

ROP Death Benefit	0.90%	1.05%

MAV Death Benefit	1.10	1.25

5% Accumulation Death Benefit	1.25	1.40

Enhanced Death Benefit	1.30	1.45
Seven-year withdrawal charge schedule for all other contracts

ROP Death Benefit	1.00%	1.15%

MAV Death Benefit	1.20	1.35

5% Accumulation Death Benefit	1.35	1.50

Enhanced Death Benefit	1.40	1.55
Five-year withdrawal charge schedule

ROP Death Benefit	1.20%	1.35%

MAV Death Benefit	1.40	1.55

5% Accumulation Death Benefit	1.55	1.70

Enhanced Death Benefit	1.60	1.75

Mortality risk arises because of our guarantee to pay a death benefit and our guarantee to make annuity payouts according to the terms of the contract, no matter how long a specific owner or annuitant lives and no matter how long our entire group of owners or annuitants live. If, as a group, owners or annuitants outlive the life expectancy we assumed in our actuarial tables, then we must take money from our general assets to meet our obligations. If, as a group, owners or annuitants do not live as long as expected, we could profit from the mortality risk fee. We deduct the mortality risk fee from the subaccounts during the annuity payout period even if the annuity payout plan does not involve a life contingency.

Expense risk arises because we cannot increase the contract administrative charge or the variable account administrative charge and these charges may not cover our expenses. We would have to make up any deficit from our general assets. We could profit from the expense risk fee if future expenses are less than expected.

The subaccounts pay us the mortality and expense risk fee they accrued as follows:

•	first, to the extent possible, the subaccounts pay this fee from any dividends distributed from the funds in which they invest;

•	then, if necessary, the funds redeem shares to cover any remaining fees payable.

We may use any profits we realize from the subaccounts’ payment to us of the mortality and expense risk fee for any proper corporate purpose, including, among others, payment of distribution (selling) expenses. We do not expect that the withdrawal charge will cover sales and distribution expenses.

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WITHDRAWAL CHARGE
If you withdraw all or part of your contract value before annuity payouts begin, we may deduct a withdrawal charge. As described below, a withdrawal charge applies to each purchase payment you make. The withdrawal charge lasts for 7 years or 5 years from our receipt of each purchase payment, depending on which withdrawal charge schedule you select when you purchase the contract (see “Expense Summary”).

You may withdraw an amount during any contract year without a withdrawal charge. We call this amount the Total Free Amount (TFA). The TFA varies depending on whether your contract includes the SecureSource rider, the Guarantor Withdrawal Benefit for Life rider or the Guarantor Withdrawal Benefit rider:

Contracts without SecureSource rider, Guarantor Withdrawal Benefit for Life rider or Guarantor Withdrawal Benefit rider

The TFA is the greater of:

•	10% of the contract value on the prior contract anniversary(1); or

•	current contract earnings.

Contracts with SecureSource rider or Guarantor Withdrawal Benefit for Life rider

The TFA is the greatest of:

•	10% of the contract value on the prior contract anniversary(1);

•	current contract earnings; or

•	the greater of the Remaining Benefit Payment or the Remaining Annual Lifetime Payment.

Contracts with Guarantor Withdrawal Benefit rider

The TFA is the greatest of:

•	10% of the contract value on the prior contract anniversary(1);

•	current contract earnings; or

•	the Remaining Benefit Payment.

(1)	We consider your initial purchase payment and any purchase payment credit to be the prior contract anniversary’s contract value during the first contract year.

Amounts withdrawn in excess of the TFA may be subject to a withdrawal charge as described below.

A withdrawal charge will apply if the amount you withdraw includes any of your prior purchase payments that are still within their withdrawal charge schedule. To determine whether your withdrawal includes any of your prior purchase payments that are still within their withdrawal charge schedule, we withdraw amounts from your contract in the following order:

1.	We withdraw the TFA first. We do not assess a withdrawal charge on the TFA.

2.	We withdraw purchase payments not previously withdrawn, in the order you made them: the oldest purchase payment first, the next purchase payment second, etc. until all purchase payments have been withdrawn. By applying this “first-in, first-out” rule, we do not assess a withdrawal charge on purchase payments that we received prior to the number of years stated in the withdrawal charge schedule you select when you purchase the contract. We only assess a withdrawal charge on purchase payments that are still within the withdrawal charge schedule you selected.

Example: Each time you make a purchase payment under the contract, a withdrawal charge schedule attaches to that purchase payment. The withdrawal charge percentage for each purchase payment declines according to the withdrawal charge schedule shown in your contract. (The withdrawal charge percentages for the 5-Year and 7-Year withdrawal charge schedule are shown in a table in the “Expense Summary” above.) For example, if you select the 7-Year withdrawal charge schedule, during the first two years after a purchase payment is made, the withdrawal charge percentage attached to that payment is 8%. The withdrawal charge percentage for that payment during the seventh year after it is made is 3%. At the beginning of the eighth year after that purchase payment is made, and thereafter, there is no longer a withdrawal charge as to that payment.

We determine your withdrawal charge by multiplying each of your payments withdrawn by the applicable withdrawal charge percentage (see “Expense Summary”), and then adding the total withdrawal charges.

For a partial withdrawal that is subject to a withdrawal charge, the amount we actually deduct from your contract value will be the amount you request plus any applicable withdrawal charge. A partial withdrawal that includes contract value taken from the guarantee period accounts may also be subject to a market value adjustment (see “Guarantee Period Accounts — Market Value Adjustment”). We pay you the amount you request.

The amount of purchase payments withdrawn is calculated using a prorated formula based on the percentage of contract value being withdrawn. As a result, the amount of purchase payments withdrawn may be greater than the amount of contract value withdrawn.

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For an example, see Appendix B.

Waiver of withdrawal charges
We do not assess withdrawal charges for:

•	withdrawals of any contract earnings;

•	withdrawals of amounts totaling up to 10% of the contract value on the prior contract anniversary to the extent it exceeds contract earnings;

•	if you elected the SecureSource rider or Guarantor Withdrawal Benefit for Life rider, the greater of your contract’s Remaining Benefit Payment or Remaining Annual Lifetime Payment to the extent it exceeds the greater of contract earnings or 10% of the contract value on the prior contract anniversary;

•	if you elected the Guarantor Withdrawal Benefit rider, your contract’s Remaining Benefit Payment to the extent it exceeds the greater of contract earnings or 10% of the contract value on the prior contract anniversary;

•	required minimum distributions from a qualified annuity to the extent that they exceed the free amount. The amount on which withdrawal charges are waived can be no greater than the RMD amount calculated under your specific contract currently in force;

•	contracts settled using an annuity payout plan (Exception: As described below, if you select annuity payout Plan E, and choose later to withdraw the value of your remaining annuity payments, we will assess a withdrawal charge.)

•	withdrawals made as a result of one of the “Contingent events” described below to the extent permitted by state law (see your contract for additional conditions and restrictions); and

•	death benefits.

Contingent events

•	Withdrawals you make if you or the annuitant are confined to a hospital or nursing home and have been for the prior 60 days. Your contract will include this provision when you and the annuitant are under age 76 at contract issue. You must provide proof satisfactory to us of the confinement as of the date you request the withdrawal.

•	To the extent permitted by state law, withdrawals you make if you or the annuitant are diagnosed in the second or later contract years as disabled with a medical condition that with reasonable medical certainty will result in death within 12 months or less from the date of the licensed physician’s statement. You must provide us with a licensed physician’s statement containing the terminal illness diagnosis and the date the terminal illness was initially diagnosed.

Withdrawal charge under Annuity Payout Plan E — Payouts for a specified period: If you are receiving variable annuity payments under this annuity payout plan, you can choose to take a withdrawal. The amount that you can withdraw is the present value of any remaining variable payouts. The discount rate we use in the calculation will be 5.17% for the assumed investment return of 3.5% and 6.67% for the assumed investment return of 5.0%. The withdrawal charge equals the present value of the remaining payouts using the assumed investment return minus the present value of the remaining payouts using the discount rate. (See “Charges — Withdrawal Charge” and “The Annuity Payout Period — Annuity Payout Plans.”)

Possible group reductions: In some cases we may incur lower sales and administrative expenses due to the size of the group, the average contribution and the use of group enrollment procedures. In such cases, we may be able to reduce or eliminate the contract administrative and withdrawal charges. However, we expect this to occur infrequently.

FUND FEES AND EXPENSES
There are deductions from and expenses paid out of the assets of the funds that are described in the prospectuses for those funds. (See “Annual Operating Expenses of the Funds.”)

PREMIUM TAXES
Certain state and local governments impose premium taxes on us (up to 3.5%). These taxes depend upon your state of residence or the state in which the contract was issued. Currently, we deduct any applicable premium tax when annuity payouts begin, but we reserve the right to deduct this tax at other times such as when you make purchase payments or when you make a full withdrawal from your contract.

OPTIONAL LIVING BENEFITS

ACCUMULATION PROTECTOR BENEFIT RIDER FEE
We deduct a current annual charge of 0.80%(1) of the greater of your contract value or the minimum contract accumulation value on your contract anniversary for this optional benefit only if you select it. We deduct the charge from the contract value on the contract anniversary. We prorate this charge among the GPAs, the one-year fixed account and the subaccounts in the same proportion as your interest in each bears to your total contract value. We will modify this prorated approach to comply with state regulations where necessary.

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Once you elect the Accumulation Protector Benefit rider, you may not cancel it and the charge will continue to be deducted until the end of the waiting period. If the contract is terminated for any reason or when annuity payouts begin, we will deduct the charge from the proceeds payable adjusted for the number of calendar days coverage was in place since we last deducted the charge.

Currently, the Accumulation Protector Benefit rider fee does not vary with the PN program investment option selected; however, we reserve the right to vary the rider fee for each PN program investment option. The Accumulation Protector Benefit rider fee will not exceed a maximum of 1.75%.

We may increase the rider fee at our discretion and on a nondiscriminatory basis.

We will not change the Accumulation Protector Benefit rider fee in effect on your contract after the rider effective date unless:

(a)	you choose the annual elective step up or elective spousal continuation step up after we have exercised our rights to increase the rider fee; or

(b)	you change your PN program investment option after we have exercised our rights to increase the rider fee or vary the rider fee.

If you choose the elective step up, the elective spousal continuation step up or change your PN program investment option after we have exercised our rights to increase the rider fee as described above, you will pay the fee that is in effect on the valuation date we receive your written request to step up or change your PN program investment option. On the next contract anniversary, we will calculate an average rider charge, for the preceding contract year only, that reflects the various different fees that were in effect that year, adjusted for the number of calendar days each fee was in effect.

The charge does not apply after annuity payouts begin.

(1)	For contracts with applications signed prior to Jan. 26, 2009, the current charge is 0.55%.

SECURESOURCE RIDER FEE
We deduct a charge based on the greater of the contract anniversary value or the total Remaining Benefit Amount (RBA) for this optional feature only if you select it as follows:

•	SecureSource – Single Life rider, 1.10%(1);

•	SecureSource – Joint Life rider, 1.40%(1).

We deduct the charge from your contract value on your contract anniversary. We prorate this charge among the GPAs, the fixed account and the subaccounts in the same proportion as your interest in each bears to your total contract value. We will modify this prorated approach to comply with state regulations where necessary.

Once you elect a SecureSource rider, you may not cancel it and the charge will continue to be deducted until the contract or rider is terminated, or the contract value reduces to zero. If the contract or rider is terminated for any reason, we will deduct the charge from the proceeds payable adjusted for the number of calendar days coverage was in place since we last deducted the charge. If the RBA reduces to zero but the contract value has not been depleted, you will continue to be charged.

Currently the SecureSource rider fee does not vary with the PN program investment option selected; however, we reserve the right to vary the rider fee for each PN program investment option. The SecureSource – Single Life rider charge will not exceed a maximum charge of 2.00%(2). The SecureSource – Joint Life rider charge will not exceed a maximum fee of 2.50%(2).

We may increase the rider fee at our discretion and on a nondiscriminatory basis.

We will not change the SecureSource rider fee in effect on your contract after the rider effective date unless:

(a)	you choose the annual elective step up or the elective spousal continuation step up after we have exercised our rights to increase the rider fee; or

(b)	you change your PN program investment option after we have exercised our rights to increase the rider fee or vary the rider fee for each PN program investment option.

If you choose the elective step up, the elective spousal continuation step up, or change your PN program investment option after we have exercised our rights to increase the rider fee as described above, you will pay the fee that is in effect on the valuation date we receive your written request to step up or change your PN program investment option. On the next contract anniversary, we will calculate an average rider fee, for the preceding contract year only, that reflects the various different charges that were in effect that year, adjusted for the number of calendar days each fee was in effect.

The charge does not apply after annuity payouts begin.

(1)	For contract applications signed on or after June 1, 2008, but prior to Jan. 26, 2009, the current fee is 0.75% for Single Life rider and 0.95% for Joint Life rider. For contract applications signed prior to June 1, 2008, the current fee is 0.65% for Single Life rider and 0.85% for Joint Life rider.
(2)	For contract applications signed prior to Jan. 26, 2009, the maximum fee is 1.50% for Single Life rider and 1.75% for Joint Life rider.

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GUARANTOR WITHDRAWAL BENEFIT FOR LIFE RIDER FEE(1)
We charge an annual fee of 0.65% of the greater of the contract anniversary value or the total Remaining Benefit Amount (RBA) for this optional feature only if you select it. We deduct the charge from your contract value on your contract anniversary. We prorate this charge among the GPAs, the fixed account and the subaccounts in the same proportion as your interest in each bears to your total contract value. We will modify this prorated approach to comply with state regulations where necessary.

Once you elect the Guarantor Withdrawal Benefit for Life rider, you may not cancel it and the charge will continue to be deducted until the contract is terminated, the contract value reduces to zero or annuity payouts begin. If the contract is terminated for any reason or when annuity payouts begin, we will deduct the charge from the proceeds payable adjusted for the number of calendar days coverage was in place since we last deducted the fee. If the RBA goes to zero but the contract value has not been depleted, you will continue to be charged.

Currently the Guarantor Withdrawal Benefit for Life rider fee does not vary with the PN program investment option selected; however, we reserve the right to vary the rider fee for each PN program investment option. The Guarantor Withdrawal Benefit for Life rider charge will not exceed a maximum fee of 1.50%.

We may increase the rider fee at our discretion and on a nondiscriminatory basis.

We will not change the Guarantor Withdrawal Benefit for Life rider fee in effect on your contract after the rider effective date unless:

(a)	you choose the annual elective step up or the elective spousal continuation step up after we have exercised our rights to increase the rider fee; or

(b)	you elect to change your PN program investment option after we have exercised our rights to increase the rider fee or vary the rider fee for each PN program investment option.

If you choose the elective step up, the elective spousal continuation step up, or change your PN program investment option after we have exercised our rights to increase the rider fee as described above, you will pay the fee that is in effect on the valuation date we receive your written request to step up or change your PN program investment option. On the next contract anniversary, we will calculate an average rider fee, for the preceding contract year only, that reflects the various different charges that were in effect that year, adjusted for the number of calendar days each fee was in effect.

The charge does not apply after annuity payouts begin.

(1)	See disclosure in Appendix K.

GUARANTOR WITHDRAWAL BENEFIT RIDER FEE(1)
We deduct an annual charge of 0.55% of contract value for this optional feature only if you select it. We deduct the charge from your contract value on your contract anniversary. We prorate this charge among the GPAs, the one-year fixed account, and the subaccounts in the same proportion as your interest in each bears to your total contract value. We will modify this prorated approach to comply with state regulations where necessary.

Once you elect the Guarantor Withdrawal Benefit rider, you may not cancel it and the charge will continue to be deducted until the contract is terminated, the contract value reduces to zero or annuity payouts begin. If the contract is terminated for any reason or when annuity payouts begin, we will deduct the charge from the proceeds payable adjusted for the number of calendar days coverage was in place since we last deducted the fee. If the Remaining Benefit Amount (RBA) goes to zero but the contract value has not been depleted, you will continue to be charged.

Currently the Guarantor Withdrawal Benefit rider fee does not vary with the PN program investment option selected; however, we reserve the right to vary the rider fee for each PN program investment option. The Guarantor Withdrawal Benefit rider charge will not exceed a maximum fee of 1.50%.

We may increase the rider fee at our discretion and on a nondiscriminatory basis.

We will not change the Guarantor Withdrawal Benefit rider fee in effect on your contract after the rider effective date unless:

(a)	you choose the annual elective step up or elective spousal continuation step up after we have exercised our rights to increase the rider fee; or

(b)	you change your PN program investment option after we have exercised our rights to increase the rider fee or vary the rider fee for each PN program investment option.

If you choose the annual or spousal continuation elective step up or change your PN program investment option after we have exercised our rights to increase the rider fee as described above, you will pay the fee that is in effect on the valuation date we receive your written request to step up or change your PN program investment option. On the next contract anniversary, we

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will calculate an average rider fee, for the preceding contract year only, that reflects the various different charges that were in effect that year, adjusted for the number of calendar days each fee was in effect.

The charge does not apply after annuity payouts begin.

(1)	See Appendix L.

INCOME ASSURER BENEFIT RIDER FEE
We deduct a charge for this optional feature only if you selected it. We determine the charge by multiplying the guaranteed income benefit base by the charge for the Income Assurer Benefit rider you select. There are three Income Assurer Benefit rider options available under your contract (see “Optional Benefits — Income Assurer Benefit Riders”) and each has a different guaranteed income benefit base calculation. The charge for each Income Assurer Benefit rider is as follows:

	Maximum	Current

Income Assurer Benefit – MAV	1.50%	0.30	%(1)

Income Assurer Benefit – 5% Accumulation Benefit Base	1.75	0.60	(1)

Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base	2.00	0.65	(1)

(1)	For applications signed prior to Oct. 7, 2004, the following current annual rider charges apply: Income Assurer Benefit – MAV — 0.55%, Income Assurer Benefit — 5% Accumulation Benefit Base — 0.70%; and Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base — 0.75%.

We deduct the charge from the contract value on your contract anniversary. We prorate this charge among the GPAs, the one-year fixed account and the subaccounts in the same proportion your interest in each account bears to your total contract value. We will modify this prorated approach to comply with state regulations where necessary. If the contract is terminated for any reason or when annuity payouts begin, we will deduct the fee from the proceeds payable adjusted for the number of calendar days coverage was in place since we last deducted the fee.

Currently the Income Assurer Benefit rider fee does not vary with the PN program investment option selected; however, we reserve the right to increase this fee and/or vary the rider fee for each PN program investment option but not to exceed the maximum charges shown above. We cannot change the Income Assurer Benefit charge after the rider effective date, unless you change your PN program investment option after we have exercised our rights to increase the fee and/or charge a separate fee for each PN program investment option. If you choose to change your PN program investment option after we have exercised our rights to increase the rider fee, you will pay the fee that is in effect on the valuation date we receive your written request to change your PN program investment option. On the next contract anniversary, we will calculate an average rider fee, for the preceding contract year only, that reflects the various different charges that were in effect that year, adjusted for the number of calendar days each fee was in effect.

For an example of how each Income Assurer Benefit rider fee is calculated, see Appendix M.

OPTIONAL DEATH BENEFIT CHARGES

BENEFIT PROTECTOR DEATH BENEFIT RIDER FEE
We charge a fee for the optional feature only if you select it. If selected, we deduct 0.25% of your contract value on your contract anniversary. We prorate this fee among all accounts and subaccounts in the same proportion your interest in each account bears to your total contract value. We will modify this prorated approach to comply with state regulations where necessary.

If the contract is terminated for any reason other than death or when annuity payouts begin, we will deduct the fee from the proceeds payable adjusted for the number of calendar days coverage was in place since we last deducted the fee. We cannot increase this annual charge after the rider effective date and it does not apply after annuity payouts begin or when we pay death benefits.

BENEFIT PROTECTOR PLUS DEATH BENEFIT RIDER FEE
We charge a fee for the optional feature only if you select it. If selected, we deduct 0.40% of your contract value on your contract anniversary. We prorate this fee among all accounts and subaccounts in the same proportion your interest in each account bears to your total contract value. We will modify this prorated approach to comply with state regulations where necessary.

If the contract is terminated for any reason other than death or when annuity payouts begin, we will deduct the fee from the proceeds payable adjusted for the number of calendar days coverage was in place since we last deducted the fee. We cannot increase this annual charge after the rider effective date and it does not apply after annuity payouts begin or when we pay death benefits.

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Valuing Your Investment

We value your accounts as follows:

GPAs
We value the amounts you allocate to the GPAs directly in dollars. The value of the GPAs equals:

•	the sum of your purchase payments and transfer amounts allocated to the GPAs;

•	plus any purchase payment credits allocated to the GPAs;

•	plus interest credited;

•	minus the sum of amounts withdrawn (including any applicable withdrawal charges) and amounts transferred out;

•	minus any prorated portion of the contract administrative charge; and

•	minus the prorated portion of the fee for any of the following optional benefits you have selected:

– Accumulation Protector Benefit rider;

– SecureSource rider;

– Guarantor Withdrawal Benefit for Life rider;

– Guarantor Withdrawal Benefit rider;

– Income Assurer Benefit rider;

– Benefit Protector rider; or

– Benefit Protector Plus rider.

THE FIXED ACCOUNT
The fixed account includes the one-year fixed account and the DCA fixed account.

We value the amounts you allocate to the fixed account directly in dollars. The value of the fixed account equals:

•	the sum of your purchase payments and any purchase payment credits allocated to the one-year fixed account and the DCA fixed account (if included), and transfer amounts to the one-year fixed account (including any positive or negative MVA on amounts transferred from the GPAs to the one-year fixed account);

•	plus interest credited;

•	minus the sum of amounts withdrawn (including any applicable withdrawal charges) and amounts transferred out;

•	minus any prorated portion of the contract administrative charge; and

•	minus the prorated portion of the fee for any of the following optional benefits you have selected:

– Accumulation Protector Benefit rider;

– SecureSource rider;

– Guarantor Withdrawal Benefit for Life rider;

– Guarantor Withdrawal Benefit rider;

– Income Assurer Benefit rider;

– Benefit Protector rider; or

– Benefit Protector Plus rider.

SUBACCOUNTS
We convert amounts you allocated to the subaccounts into accumulation units. Each time you make a purchase payment or transfer amounts into one of the subaccounts or we apply any purchase payment credits, we credit a certain number of accumulation units to your contract for that subaccount. Conversely, we subtract a certain number of accumulation units from your contract each time you take a partial withdrawal; transfer amounts out of a subaccount; or we assess a contract administrative charge, a withdrawal charge, or fee for any optional contract riders with annual charges (if applicable).

The accumulation units are the true measure of investment value in each subaccount during the accumulation period. They are related to, but not the same as, the net asset value of the fund in which the subaccount invests. The dollar value of each accumulation unit can rise or fall daily depending on the variable account expenses, performance of the fund and on certain fund expenses.

Here is how we calculate accumulation unit values:

Number of units: To calculate the number of accumulation units for a particular subaccount, we divide your investment by the current accumulation unit value.

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Accumulation unit value: The current accumulation unit value for each subaccount equals the last value times the subaccount’s current net investment factor.

We determine the net investment factor by:

•	adding the fund’s current net asset value per share, plus the per share amount of any accrued income or capital gain dividends to obtain a current adjusted net asset value per share; then

•	dividing that sum by the previous adjusted net asset value per share; and

•	subtracting the percentage factor representing the mortality and expense risk fee and the variable account administrative charge from the result.

Because the net asset value of the fund may fluctuate, the accumulation unit value may increase or decrease. You bear all the investment risk in a subaccount.

Factors that affect subaccount accumulation units: Accumulation units may change in two ways — in number and in value.

The number of accumulation units you own may fluctuate due to:

•	additional purchase payments you allocate to the subaccounts;

•	any purchase payment credits allocated to the subaccounts;

•	transfers into or out of the subaccounts (including any positive or negative MVA on amounts transferred from the GPAs);

•	partial withdrawals;

•	withdrawal charges;

and the deduction of a prorated portion of:

•	the contract administrative charge; and

•	the fee for any of the following optional benefits you have selected:

– Accumulation Protector Benefit rider;

– SecureSource rider;

– Guarantor Withdrawal Benefit for Life rider;

– Guarantor Withdrawal Benefit rider;

– Income Assurer Benefit rider;

– Benefit Protector rider; or

– Benefit Protector Plus rider.

Accumulation unit values will fluctuate due to:

•	changes in fund net asset value;

•	fund dividends distributed to the subaccounts;

•	fund capital gains or losses;

•	fund operating expenses; and

•	mortality and expense risk fee and the variable account administrative charge.

Making the Most of Your Contract

AUTOMATED DOLLAR-COST AVERAGING
Currently, you can use automated transfers to take advantage of dollar-cost averaging (investing a fixed amount at regular intervals). For example, you might transfer a set amount monthly from a relatively conservative subaccount to a more aggressive one, or to several others, or from the one-year fixed account or one-year GPA to one or more subaccounts. Automated transfers are not available for GPA terms of two or more years. You can also obtain the benefits of dollar-cost averaging by setting up regular automatic SIP payments or by establishing an interest sweep strategy. Interest sweeps are a monthly transfer of the interest earned from the one-year fixed account or one-year GPA into the subaccounts of your choice. If you participate in an interest sweep strategy the interest you earn on the one-year fixed account or one-year GPA will be less than the annual interest rate we apply because there will be no compounding. There is no charge for dollar-cost averaging.

This systematic approach can help you benefit from fluctuations in accumulation unit values caused by fluctuations in the market values of the funds. Since you invest the same amount each period, you automatically acquire more units when the market value falls and fewer units when it rises. The potential effect is to lower your average cost per unit.

RIVERSOURCE ENDEAVOR SELECT VARIABLE ANNUITY — PROSPECTUS 43

How dollar-cost averaging works

					Number
By investing an equal number			Amount	Accumulation	of units
of dollars each month...		Month	invested	unit value	purchased

		Jan	$100	$20	5.00

		Feb	100	18	5.56

you automatically buy		Mar	100	17	5.88

more units when the	è	Apr	100	15	6.67

per unit market price is low...		May	100	16	6.25

		Jun	100	18	5.56

		Jul	100	17	5.88

and fewer units		Aug	100	19	5.26

when the per unit	è	Sept	100	21	4.76

market price is high.		Oct	100	20	5.00

You paid an average price of $17.91 per unit over the 10 months, while the average market price actually was $18.10.

Dollar-cost averaging does not guarantee that any subaccount will gain in value nor will it protect against a decline in value if market prices fall. Because dollar-cost averaging involves continuous investing, your success will depend upon your willingness to continue to invest regularly through periods of low price levels. Dollar-cost averaging can be an effective way to help meet your long-term goals. For specific features contact your investment professional.

Dollar-cost averaging as described in this section is not available when the PN program is in effect. However, subject to certain restrictions, dollar-cost averaging is available through the DCA fixed account. See the “DCA Fixed Account” and “Portfolio Navigator Program” sections in this prospectus for details.

ASSET REBALANCING
You can ask us in writing to automatically rebalance the subaccount portion of your contract value either quarterly, semiannually, or annually. The period you select will start to run on the date we record your request. On the first valuation date of each of these periods, we automatically will rebalance your contract value so that the value in each subaccount matches your current subaccount percentage allocations. These percentage allocations must be in whole numbers. There is no charge for asset rebalancing. The contract value must be at least $2,000.

You can change your percentage allocations or your rebalancing period at any time by contacting us in writing. We will restart the rebalancing period you selected as of the date we record your change. You also can ask us in writing to stop rebalancing your contract value. You must allow 30 days for us to change any instructions that currently are in place. For more information on asset rebalancing, contact your investment professional.

Different rules apply to asset rebalancing under the PN program (see “Portfolio Navigator Program” below).

As long as you are not participating in a PN program, asset rebalancing is available for use with the DCA fixed account (see “DCA Fixed Account”) only if your subaccount allocation for asset rebalancing is exactly the same as your subaccount allocation for transfers from the DCA fixed account. If you change your subaccount allocations under the asset rebalancing program or the DCA fixed account, we will automatically change the subaccount allocations so they match. If you do not wish to have the subaccount allocation be the same for the asset rebalancing program and the DCA fixed account, you must terminate the asset rebalancing program or the DCA fixed account, as you may choose.

PORTFOLIO NAVIGATOR PROGRAM (PN program)
Under the PN program for the living benefit riders, your contract value is allocated to a PN program investment option (except as described in the next paragraph). The PN program investment options are currently five funds of funds, each of which invests in underlying funds in proportions that vary among the funds of funds in light of each fund of funds’ investment objective (“Portfolio Navigator funds”). The PN program is available for both nonqualified and qualified annuities.

The PN program also allows those who participated in a previous version of the PN program and who previously opted out of the transfer of their contract value to Portfolio Navigator funds to remain invested in accordance with a “static” PN program model portfolio investment option that is not subject to updating or reallocation. For more information on the static model portfolios, see “The static model portfolios” below.

You are required to participate in the PN program if your contract includes optional living benefit riders. If your contract does not include one of these riders, you may not participate in the PN program; but you may choose to allocate your contract

 44  RIVERSOURCE ENDEAVOR SELECT VARIABLE ANNUITY — PROSPECTUS

value to one or more of the Portfolio Navigator funds without being in the PN program. You should review any PN program information, including the prospectus for the funds of funds, carefully. Your investment professional can provide you with additional information and can answer questions you may have on the PN program.

The Portfolio Navigator funds. Each of the Portfolio Navigator funds is a fund of funds with the investment objective of seeking a high level of total return consistent with a certain level of risk by investing in various underlying funds. The funds of funds have objectives ranging from Conservative to Aggressive, and are managed within asset class allocation targets and with a broad multi-manager approach. Columbia Management Investment Advisers is the investment adviser of each of the funds of funds, and Columbia Management Investment Advisers or an affiliate is the investment adviser of each of the underlying funds in which the funds of funds invest. Morningstar Associates, LLC serves as an independent consultant to Columbia Management Investment Advisers to provide recommendations regarding portfolio construction and ongoing analysis of the funds of funds. Neither Columbia Management Investment Advisers nor Morningstar Associates, LLC serves as your investment adviser as to the allocation of your contract value under the PN program (regardless of whether you have selected a PN program investment option or have chosen to remain in a static model portfolio). Some of the underlying funds are managed on a day-to-day basis directly by Columbia Management Investment Advisers and some are managed by one or more affiliated or unaffiliated sub-advisers, subject to the oversight of Columbia Management Investment Advisers and the fund’s board of trustees.

Below are the target asset allocation weights (between equity and fixed income/cash underlying funds) for each of the funds of funds:

1. Variable Portfolio – Aggressive Portfolio: 80% Equity / 20% Fixed Income

2. Variable Portfolio – Moderately Aggressive Portfolio: 65% Equity / 35% Fixed Income

3. Variable Portfolio – Moderate Portfolio: 50% Equity / 50% Fixed Income

4. Variable Portfolio – Moderately Conservative Portfolio: 35% Equity / 65% Fixed Income

5. Variable Portfolio – Conservative Portfolio: 20% Equity / 80% Fixed Income

Fund of funds conflicts of interest. In providing investment advisory services for the funds of funds and the underlying funds in which the funds of funds invest, Columbia Management Investment Advisers is, together with its affiliates, including us, subject to competing interests that may influence its decisions. These competing interests typically arise because Columbia Management Investment Advisers or one of its affiliates serves as the investment adviser to the underlying funds and may provide other services in connection with such underlying funds, and because the compensation we and our affiliates receive for providing these investment advisory and other services varies depending on the underlying fund. For additional information about the conflicts of interest to which Columbia Management Investment Advisers and its affiliates are subject, see the funds of funds prospectus.

The static model portfolios. If you have chosen to remain invested in a “static” PN program model portfolio investment option, your assets will remain invested in accordance with your current model portfolio, and you will not be provided with any updates to the model portfolio or reallocation recommendations. (The last such reallocation recommendation was provided in 2009.) Each model portfolio consists of underlying funds and/or any GPAs (if included) according to the allocation percentages stated for the model portfolio. If you are participating in the PN program through a model portfolio, you instruct us to automatically rebalance your contract value quarterly in order to maintain alignment with these allocation percentages.

If you own a contract with a living benefit rider which requires you to participate in the PN program and have chosen to remain in a PN program model portfolio, you may in the future transfer the assets in your contract only to one of the funds of funds investment options. If you begin taking income from your contract and have a living benefit rider that requires a move to a certain model portfolio once you begin taking income, you will be transferred to the fund of funds that corresponds to that model portfolio.

Special rules apply to the GPAs if they are included in a model portfolio. Under these rules:

•	no MVA will apply when rebalancing occurs within a specific model portfolio (but an MVA may apply if you elect to transfer to a fund of funds);

•	no MVA will apply when you elect an annuity payout plan while your contract value is invested in a model portfolio. (See “Guarantee Period Accounts — Market Value Adjustment.”)

If you choose to remain in a static model portfolio, the investments and investment styles and policies of the underlying funds in which your contract value is invested may change. Accordingly, your model portfolio may change so that it is no longer appropriate for your needs, even though your allocations to underlying funds do not change. Furthermore, the absence of periodic updating means that existing underlying funds will not be replaced as may be appropriate due to poor performance, changes in management personnel, or other factors.

RIVERSOURCE ENDEAVOR SELECT VARIABLE ANNUITY — PROSPECTUS 45

Although the model portfolios are no longer maintained on an ongoing basis, the asset allocations in the model portfolios may have been affected by conflicts of interest similar to those to which the funds of funds are subject. Certain of the underlying funds in the model portfolios are managed by Columbia Management Investment Advisers or an affiliate while others are not, and we or our affiliate had an incentive to specify greater allocation percentages for the affiliated underlying funds.

Participating in the PN program. You are responsible for determining which investment option is best for you. Your investment professional can help you make this determination. In addition, your investment professional may provide you with an investor questionnaire, a tool to help define your investing style that is based on factors such as your investment goals, your tolerance for risk and how long you intend to invest. Your responses to the investor questionnaire can help you determine which investment option most closely matches your investing style. While the scoring of the investor questionnaire is objective, there is no guarantee that your responses to the investor questionnaire accurately reflect your tolerance for risk. Similarly, there is no guarantee that the investment option you select or have selected after completing the investor questionnaire is appropriate to your ability to withstand investment risk. RiverSource Life is not responsible for your selection of a specific investment option or your decision to change to a different investment option.

Currently, there are five Portfolio Navigator funds (and under the previous PN program, five static model portfolio investment options), ranging from conservative to aggressive. You may not use more than one investment option at a time.

If you initially allocate qualifying purchase payments to the DCA Fixed Account, when available (see “The DCA Fixed Account”), and you are participating in the PN program, we will make monthly transfers in accordance with your instructions from the DCA Fixed Account into the investment option or model portfolio you have chosen.

You may request a change to your fund of funds (or a transfer from your model portfolio to a fund of funds) up to twice per contract year by written request on an authorized form or by another method agreed to by us. If you make such a change, we may charge you a higher fee for your rider. If your contract includes a SecureSource series rider, we reserve the right to limit the number of changes if required to comply with the written instructions of a fund (see “Market Timing”). If your contract includes the GWB for Life rider or SecureSource series rider, we reserve the right to limit the number of investment options from which you can select, subject to state restrictions.

We reserve the right to change the terms and conditions of the PN program upon written notice to you. This includes but is not limited to the right to:

•	limit your choice of investment options based on the amount of your initial purchase payment;

•	cancel required participation in the program after 30 days written notice;

•	substitute a fund of funds for your model portfolio, if applicable, if permitted under applicable securities law; and

•	discontinue the PN program after 30 days written notice.

Risks. Asset allocation through the PN program does not guarantee that your contract will increase in value nor will it protect against a decline in value if market prices fall. By investing in a fund of funds, you may be able to reduce the volatility in your contract value, but there is no guarantee that this will happen. For additional information about the risks of investing in a Portfolio Navigator funds of funds, see funds of funds prospectus.

Living benefits requiring participation in the PN program:

•	Accumulation Protector Benefit rider: You cannot terminate the Accumulation Protector Benefit rider. As long as the Accumulation Protector Benefit rider is in effect, your contract value must be invested in one of the PN program investment options. For contracts with applications signed on or after Jan. 26, 2009, you cannot select the Aggressive investment option, or transfer to the Aggressive investment option while the rider is in effect. The Accumulation Protector Benefit rider automatically ends at the end of the waiting period and you then have the option to cancel your participation in the PN program. At all other times, if you do not want to invest in any of the PN program investment options, you must terminate your contract by requesting a full withdrawal. Withdrawal charges and tax penalties may apply. Therefore, you should not select the Accumulation Protector Benefit rider if you do not intend to continue participating in the PN program (as it now exists or as we may modify it in the future) until the end of the waiting period.

•	SecureSource or Guarantor Withdrawal Benefit for Life rider: The SecureSource rider or the Guarantor Withdrawal Benefit for Life rider requires that your contract value be invested in one of the PN program investment options for the life of the contract. Subject to state restrictions, we reserve the right to limit the number of investment options from which you can select based on the dollar amount of purchase payments you make. Because you cannot terminate the SecureSource rider or the Guarantor Withdrawal Benefit for Life rider once you have selected it, you must terminate your contract by requesting a full withdrawal if you do not want to invest in any of the PN program investment options. Withdrawal charges and tax penalties may apply. Therefore, you should not select the SecureSource or Guarantor Withdrawal Benefit for Life rider if you do not intend to continue participating in the PN program (as it now exists or as we may modify it in the future) for the life of the contract.

 46  RIVERSOURCE ENDEAVOR SELECT VARIABLE ANNUITY — PROSPECTUS

•	Guarantor Withdrawal Benefit rider: The Guarantor Withdrawal Benefit rider requires that your contract value be invested in one of the PN program investment options for the life of the contract and because you cannot terminate the Guarantor Withdrawal Benefit rider once you have selected it, you must terminate your contract by requesting a full withdrawal if you do not want to invest in any of the PN program investment options. Withdrawal charges and tax penalties may apply. Therefore, you should not select the Guarantor Withdrawal Benefit rider if you do not intend to continue participating in the PN program (as it now exists or as we may modify it in the future) for the life of the contract.

•	Income Assurer Benefit rider: The Income Assurer Benefit rider requires that your contract value be invested in one of the PN program investment options for the life of the contract. You can terminate the Income Assurer Benefit rider during the 30-day period after the first rider anniversary and at any time after the expiration of the waiting period. At all other times you cannot terminate the Income Assurer Benefit rider once you have selected it and you must terminate your contract by requesting a full withdrawal if you do not want to invest in any of the PN program investment options. Withdrawal charges and tax penalties may apply. Therefore, you should not select the Income Assurer Benefit rider if you do not intend to continue participating in the PN program (as it now exists or as we may modify it in the future) for the life of the contract.

TRANSFERRING AMONG ACCOUNTS
The transfer rights discussed in this section do not apply while the PN program is in effect.

You may transfer contract value from any one subaccount, GPAs, the one-year fixed account, or the DCA fixed account, to another subaccount before annuity payouts begin. Certain restrictions apply to transfers involving the GPAs and the one-year fixed account. You may not transfer contract value to the DCA fixed account.

The date your request to transfer will be processed depends on when we receive it:

•	If we receive your transfer request at our corporate office in good order before the close of business, we will process your transfer using the accumulation unit value we calculate on the valuation date we received your transfer request.

•	If we receive your transfer request at our corporate office in good order at or after the close of business, we will process your transfer using the accumulation unit value we calculate on the next valuation date after we received your transfer request.

There is no charge for transfers. Before making a transfer, you should consider the risks involved in changing investments. Transfers out of the GPAs will be subject to an MVA if done more than 30 days before the end of the guarantee period.

We may suspend or modify transfer privileges at any time.

For information on transfers after annuity payouts begin, see “Transfer policies” below.

Transfer policies

•	Before annuity payouts begin, you may transfer contract values between the subaccounts, or from the subaccounts to the GPAs and the one-year fixed account at any time. However, if you made a transfer from the one-year fixed account to the subaccounts or the GPAs, you may not make a transfer from any subaccount or GPA back to the one-year fixed account for six months following that transfer. We reserve the right to further limit transfers to the one-year fixed account if the interest rate we are then currently crediting to the one-year fixed account is equal to the minimum interest rate stated in the contract.

•	You may transfer contract values from the one-year fixed account to the subaccounts or the GPAs once a year on or within 30 days before or after the contract anniversary (except for automated transfers, which can be set up at any time for certain transfer periods subject to certain minimums). Transfers from the one-year fixed account are not subject to an MVA. The amount of contract value transferred to the one-year fixed account cannot result in the value of the one-year fixed account being greater than 30% of the contract value. Transfers out of the one-year fixed account are limited to 30% of one-year fixed account values at the beginning of the contract year or $10,000, whichever is greater. Because of this limitation, it may take you several years to transfer all your contract value from the one-year fixed account. You should carefully consider whether the one-year fixed account meets your investment criteria before you invest. We reserve the right to further limit transfers to or from the one-year fixed account if the interest rate we are then crediting on new purchase payments allocated to the one-year fixed account is equal to the minimum interest rate stated in the contract.

•	You may transfer contract values from a GPA any time after 60 days of transfer or payment allocation to the account. Transfers made more than 30 days before the end of the guarantee period will receive an MVA, which may result in a gain or loss of contract value, unless an exception applies (see “The Guarantee Period Accounts (GPAs) — Market Value Adjustment (MVA)”).

•	If we receive your request on or within 30 days before or after the contract anniversary date, the transfer from the one-year fixed account to the GPAs will be effective on the valuation date we receive it.

•	You may not transfer contract values from the subaccounts, the GPAs, or the one-year fixed account into the DCA fixed account. However, you may transfer contract values from the DCA fixed account to any of the investment options available

RIVERSOURCE ENDEAVOR SELECT VARIABLE ANNUITY — PROSPECTUS 47

under your contract, subject to investment minimums and other restrictions we may impose on investments in the one-year fixed account and the GPA, as described above. (See “DCA Fixed Account.”)

•	Once annuity payouts begin, you may not make transfers to or from the GPAs or the fixed account, but you may make transfers once per contract year among the subaccounts. During the annuity payout period, we reserve the right to limit the number of subaccounts in which you may invest. When annuity payments begin, you must transfer all contract value out of your GPAs and DCA accounts.

Market Timing
Market timing can reduce the value of your investment in the contract. If market timing causes the returns of an underlying fund to suffer, contract value you have allocated to a subaccount that invests in that underlying fund will be lower too. Market timing can cause you, any joint owner of the contract and your beneficiary(ies) under the contract a financial loss.

Funds available as investment options under the contract that invest in securities that trade in overseas securities markets may be at greater risk of loss from market timing, as market timers may seek to take advantage of changes in the values of securities between the close of overseas markets and the close of U.S. markets. Also, the risks of market timing may be greater for underlying funds that invest in securities such as small cap stocks, high yield bonds, or municipal securities, that may be traded infrequently.

We seek to prevent market timing. Market timing is frequent or short-term trading activity. We do not accommodate short-term trading activities. Do not buy a contract if you wish to use short-term trading strategies to manage your investment. The market timing policies and procedures described below apply to transfers among the subaccounts within the contract. The underlying funds in which the subaccounts invest have their own market timing policies and procedures. The market timing policies of the underlying funds may be more restrictive than the market timing policies and procedures we apply to transfers among the subaccounts of the contract, and may include redemption fees. We reserve the right to modify our market timing policies and procedures at any time without prior notice to you.

Market timing may hurt the performance of an underlying fund in which a subaccount invests in several ways, including but not necessarily limited to:

•	diluting the value of an investment in an underlying fund in which a subaccount invests;

•	increasing the transaction costs and expenses of an underlying fund in which a subaccount invests; and,

•	preventing the investment adviser(s) of an underlying fund in which a subaccount invests from fully investing the assets of the fund in accordance with the fund’s investment objectives.

In order to help protect you and the underlying funds from the potentially harmful effects of market timing activity, we apply the following market timing policy to discourage frequent transfers of contract value among the subaccounts of the variable account:

We try to distinguish market timing from transfers that we believe are not harmful, such as periodic rebalancing for purposes of an asset allocation, dollar-cost averaging and asset rebalancing program that may be described in this prospectus. There is no set number of transfers that constitutes market timing. Even one transfer in related accounts may be market timing. We seek to restrict the transfer privileges of a contract owner who makes more than three subaccount transfers in any 90 day period. We also reserve the right to refuse any transfer request, if, in our sole judgment, the dollar amount of the transfer request would adversely affect unit values.

If we determine, in our sole judgment, that your transfer activity constitutes market timing, we may modify, restrict or suspend your transfer privileges to the extent permitted by applicable law, which may vary based on the state law that applies to your contract and the terms of your contract. These restrictions or modifications may include, but not be limited to:

•	requiring transfer requests to be submitted only by first-class U.S. mail;

•	not accepting hand-delivered transfer requests or requests made by overnight mail;

•	not accepting telephone or electronic transfer requests;

•	requiring a minimum time period between each transfer;

•	not accepting transfer requests of an agent acting under power of attorney;

•	limiting the dollar amount that you may transfer at any one time;

•	suspending the transfer privilege; or

•	modifying instructions under an automated transfer program to exclude a restricted fund if you do not provide new instructions.

 48  RIVERSOURCE ENDEAVOR SELECT VARIABLE ANNUITY — PROSPECTUS

Subject to applicable state law and the terms of each contract, we will apply the policy described above to all contract owners uniformly in all cases. We will notify you in writing after we impose any modification, restriction or suspension of your transfer rights.

We cannot guarantee that we will be able to identify and restrict all market timing activity. Because we exercise discretion in applying the restrictions described above, we cannot guarantee that we will be able to restrict all market timing activity. In addition, state law and the terms of some contracts may prevent us from stopping certain market timing activity. Market timing activity that we are unable to identify and/or restrict may impact the performance of the underlying funds and may result in lower contract values.

In addition to the market timing policy described above, which applies to transfers among the subaccounts within your contract, you should carefully review the market timing policies and procedures of the underlying funds. The market timing policies and procedures of the underlying funds may be materially different than those we impose on transfers among the subaccounts within your contract and may include mandatory redemption fees as well as other measures to discourage frequent transfers. As an intermediary for the underlying funds, we are required to assist them in applying their market timing policies and procedures to transactions involving the purchase and exchange of fund shares. This assistance may include, but not be limited to, providing the underlying fund upon request with your Social Security Number, Taxpayer Identification Number or other United States government-issued identifier, and the details of your contract transactions involving the underlying fund. An underlying fund, in its sole discretion, may instruct us at any time to prohibit you from making further transfers of contract value to or from the underlying fund, and we must follow this instruction. We reserve the right to administer and collect on behalf of an underlying fund any redemption fee imposed by an underlying fund. Market timing policies and procedures adopted by underlying funds may affect your investment in the contract in several ways, including but not limited to:

•	Each fund may restrict or refuse trading activity that the fund determines, in its sole discretion, represents market timing.

•	Even if we determine that your transfer activity does not constitute market timing under the market timing policies described above which we apply to transfers you make under the contract, it is possible that the underlying fund’s market timing policies and procedures, including instructions we receive from a fund may require us to reject your transfer request. For example, while we disregard transfers permitted under any asset allocation, dollar-cost averaging and asset rebalancing programs that may be described in this prospectus, we cannot guarantee that an underlying fund’s market timing policies and procedures will do so. Orders we place to purchase fund shares for the variable account are subject to acceptance by the fund. We reserve the right to reject without prior notice to you any transfer request if the fund does not accept our order.

•	Each underlying fund is responsible for its own market timing policies, and we cannot guarantee that we will be able to implement specific market timing policies and procedures that a fund has adopted. As a result, a fund’s returns might be adversely affected, and a fund might terminate our right to offer its shares through the variable account.

•	Funds that are available as investment options under the contract may also be offered to other intermediaries who are eligible to purchase and hold shares of the fund, including without limitation, separate accounts of other insurance companies and certain retirement plans. Even if we are able to implement a fund’s market timing policies, we cannot guarantee that other intermediaries purchasing that same fund’s shares will do so, and the returns of that fund could be adversely affected as a result.

For more information about the market timing policies and procedures of an underlying fund, the risks that market timing pose to that fund, and to determine whether an underlying fund has adopted a redemption fee, see that fund’s prospectus.

HOW TO REQUEST A TRANSFER OR WITHDRAWAL

 1 By letter

Send your name, contract number, Social Security Number or Taxpayer Identification Number* and signed request for a transfer or withdrawal to our corporate office:

RiverSource Life Insurance Company
829 Ameriprise Financial Center
Minneapolis, MN 55474

Minimum amount
Transfers or withdrawals:  $500 or entire account balance

Maximum amount
Transfers or withdrawals:  Contract value or entire account balance

*	Failure to provide a Social Security Number or Taxpayer Identification Number may result in mandatory tax withholding on the taxable portion of the distribution.

RIVERSOURCE ENDEAVOR SELECT VARIABLE ANNUITY — PROSPECTUS 49

 2 By automated transfers and automated partial withdrawals

Your investment professional can help you set up automated transfers among your GPAs, one-year fixed account or the subaccounts or automated partial withdrawals from the GPAs, one-year fixed account, DCA fixed account or the subaccounts.

You can start or stop this service by written request or other method acceptable to us.

You must allow 30 days for us to change any instructions that are currently in place.

•	Automated transfers from the one-year fixed account to any one of the subaccounts may not exceed an amount that, if continued, would deplete the one-year fixed account within 12 months.

•	Transfers out of the one-year fixed account are limited to 30% of the one-year fixed account values at the beginning of the contract year or $10,000, whichever is greater.

•	Automated withdrawals may be restricted by applicable law under some contracts.

•	You may not make additional purchase payments if automated partial withdrawals are in effect.

•	If the PN program is in effect, you are not allowed to set up automated transfers except in connection with a DCA fixed Account (see “The Fixed Account — DCA Fixed Account” and “Making the Most of Your Contract — Portfolio Navigator Program”).

•	Automated partial withdrawals may result in income taxes and penalties on all or part of the amount withdrawn.

•	If you have SecureSource rider, Guarantor Withdrawal for Life rider, or Guarantor Withdrawal Benefit rider, you may set up automated partial withdrawals up to the benefit amount available for withdrawal under the rider.

Minimum amount

Transfers or withdrawals:	$100 monthly
$250 quarterly, semiannually or annually

 3 By phone

Call:
1-800-333-3437

Minimum amount
Transfers or withdrawals:  $500 or entire account balance

Maximum amount
Transfers:                           Contract value or entire account balance
Withdrawals:                      $25,000

We answer telephone requests promptly, but you may experience delays when the call volume is unusually high. If you are unable to get through, use the mail procedure as an alternative.

We will honor any telephone transfer or withdrawal requests that we believe are authentic and we will use reasonable procedures to confirm that they are. This includes asking identifying questions and recording calls. We will not allow a telephone withdrawal within 30 days of a phoned-in address change. As long as we follow the procedures, we (and our affiliates) will not be liable for any loss resulting from fraudulent requests.

Telephone transfers and withdrawals are automatically available. You may request that telephone transfers and withdrawals not be authorized from your account by writing to us.

Withdrawals

You may withdraw all or part of your contract at any time before the retirement date by sending us a written request or calling us. If we receive your withdrawal request in good order at our corporate office before the close of business, we will process your withdrawal using the accumulation unit value we calculate on the valuation date we received your withdrawal request. If we receive your withdrawal request at our corporate office at or after the close of business, we will process your withdrawal using the accumulation unit value we calculate on the next valuation date after we received your withdrawal request. We may ask you to return the contract. You may have to pay a contract administrative charge, withdrawal charges or any applicable optional rider charges (see “Charges”), federal income taxes and penalties. State and local income taxes may also apply (see “Taxes”). You cannot make withdrawals after annuity payouts begin except under Annuity Payout Plan E. (See “The Annuity Payout Period — Annuity Payout Plans.”)

 50  RIVERSOURCE ENDEAVOR SELECT VARIABLE ANNUITY — PROSPECTUS

Any partial withdrawals you take under the contract will reduce your contract value. As a result, the value of your death benefit or any optional benefits you have elected will also be reduced. If you have elected the SecureSource rider, the Guarantor Withdrawal Benefit for Life rider or the Guarantor Withdrawal Benefit rider and your partial withdrawals in any contract year exceed the permitted withdrawal amount under the terms of the SecureSource rider, the Guarantor Withdrawal Benefit for Life rider or the Guarantor Withdrawal Benefit rider, your benefits under the rider may be reduced (see “Optional Benefits”). Any partial withdrawal request that exceeds the amount allowed under the riders and impacts the guarantees provided, will not be considered in good order until we receive a signed Benefit Impact Acknowledgement form showing the projected effect of the withdrawal on the rider benefits or a verbal acknowledgement that you understand and accept the impacts that have been explained to you.

In addition, withdrawals you are required to take to satisfy RMDs under the Code may reduce the value of certain death benefits and optional benefits (see “Taxes — Qualified Annuities — Required Minimum Distributions”).

WITHDRAWAL POLICIES
If you have a balance in more than one account and you request a partial withdrawal, we will automatically withdraw from all your subaccounts, GPAs, the DCA fixed account, and/or the one-year fixed account in the same proportion as your value in each account correlates to your total contract value, unless requested otherwise.(1) After executing a partial withdrawal, the value in the one-year fixed account and each GPA and subaccount must be either zero or at least $50.

(1)	If you elected a SecureSource rider, you do not have the option to request from which account to withdraw.

RECEIVING PAYMENT
By regular or express mail:

•	payable to you;

•	mailed to address of record.

NOTE: We will charge you a fee if you request express mail delivery.

Normally, we will send the payment within seven days after receiving your request in good order. However, we may postpone the payment if:

– the surrender amount includes a purchase payment check that has not cleared;

– the NYSE is closed, except for normal holiday and weekend closings;

– trading on the NYSE is restricted, according to SEC rules;

– an emergency, as defined by SEC rules, makes it impractical to sell securities or value the net assets of the accounts; or

– the SEC permits us to delay payment for the protection of security holders.

TSA — Special Provisions

PARTICIPANTS IN TAX-SHELTERED ANNUITIES
If the contract is intended to be used in connection with an employer sponsored 403(b) plan, additional rules relating to this contract can be found in the annuity endorsement for tax sheltered 403(b) annuities. Unless we have made special arrangements with your employer, the contract is not intended for use in connection with an employer sponsored 403(b) plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). In the event that the employer either by affirmative election or inadvertent action causes contributions under a plan that is subject to ERISA to be made to this contract, we will not be responsible for any obligations and requirements under ERISA and the regulations thereunder, unless we have prior written agreement with the employer. You should consult with your employer to determine whether your 403(b) plan is subject to ERISA.

In the event we have a written agreement with your employer to administer the plan pursuant to ERISA, special rules apply as set forth in the TSA endorsement.

The employer must comply with certain nondiscrimination requirements for certain types of contributions under a TSA contract to be excluded from taxable income. You should consult your employer to determine whether the nondiscrimination rules apply to you.

The Code imposes certain restrictions on your right to receive early distributions from a TSA:

•	Distributions attributable to salary reduction contributions (plus earnings) made after Dec. 31, 1988, or to transfers or rollovers from other contracts, may be made from the TSA only if:

–	you are at least age 59 1/2;

–	you are disabled as defined in the Code;

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–	you severed employment with the employer who purchased the contract;

–	the distribution is because of your death;

–	the distribution is due to plan termination; or

–	you are a military reservist.

•	If you encounter a financial hardship (as provided by the Code), you may be eligible to receive a distribution of all contract values attributable to salary reduction contributions made after Dec. 31, 1988, but not the earnings on them.

•	Even though a distribution may be permitted under the above rules, it may be subject to IRS taxes and penalties (see “Taxes”)

•	The above restrictions on distributions do not affect the availability of the amount credited to the contract as of Dec. 31, 1988. The restrictions also do not apply to transfers or exchanges of contract value within the contract, or to another registered variable annuity contract or investment vehicle available through the employer.

Changing Ownership

You may change ownership of your nonqualified annuity at any time by completing a change of ownership form we approve and sending it to our corporate office. The change will become binding on us when we receive and record it. We will honor any change of ownership request received in good order that we believe is authentic and we will use reasonable procedures to confirm authenticity. If we follow these procedures, we will not take any responsibility for the validity of the change.

If you have a nonqualified annuity, you may incur income tax liability by transferring, assigning or pledging any part of it. (See “Taxes.”)

If you have a qualified annuity, you may not sell, assign, transfer, discount or pledge your contract as collateral for a loan, or as security for the performance of an obligation or for any other purpose except as required or permitted by the Code. However, if the owner is a trust or custodian, or an employer acting in a similar capacity, ownership of the contract may be transferred to the annuitant.

Please consider carefully whether or not you wish to change ownership of your annuity contract. If you elected any optional contract features or riders, the new owner and annuitant will be subject to all limitations and/or restrictions of those features or riders just as if they were purchasing a new contract. If you have an Income Assurer Benefit and/or Benefit Protector Plus rider, the rider will terminate upon transfer of ownership of the annuity contract. The SecureSource – Joint Life rider, if selected, only allows transfer of the ownership of the annuity contract between covered spouses or their revocable trust(s); no other ownership changes are allowed while this rider is in force. The Accumulation Protector Benefit, the SecureSource – Single Life, the Guarantor Withdrawal Benefit for Life and the Guarantor Withdrawal Benefit riders will continue upon transfer of ownership of the annuity contract. For the SecureSource and Guarantor Withdrawal Benefit for Life riders, any ownership change that impacts the guarantees provided will not be considered in good order until we receive a signed Benefit Impact Acknowledgement form showing the projected effect of the ownership change on the rider benefits or a verbal acknowledgement that you understand and accept the impacts that have been explained to you. Continuance of the Benefit Protector rider is optional. (See “Optional Benefits.”)

Benefits in Case of Death

There are four death benefit options under your contract if you die before the retirement start date while this contract is in force. You must select one of the following death benefits:

•	ROP Death Benefit;

•	MAV Death Benefit;

•	5% Accumulation Death Benefit; or

•	Enhanced Death Benefit.

If it is available in your state and if both you and the annuitant are age 79 or younger at contract issue, you can elect any one of the above death benefits. If either you or the annuitant are age 80 or older at contract issue, the ROP Death Benefit will apply. Once you elect a death benefit, you cannot change it. We show the death benefit that applies in your contract on your contract’s data page. The death benefit you select determines the mortality and expense risk fee that is assessed against the subaccounts. (See “Charges — Mortality and Expense Risk Fee.”)

Under each option, we will pay the death benefit, less any purchase payment credits subject to reversal, to your beneficiary upon the earlier of your death or the annuitant’s death. We will base the benefit paid on the death benefit coverage you chose

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when you purchased the contract. If a contract has more than one person as the owner, we will pay benefits upon the first to die of any owner or the annuitant.

Here are some terms that are used to describe the death benefits:

Adjusted partial withdrawals (calculated for ROP and MAV Death Benefits)	=	PW × DB CV
PW = the amount by which the contract value is reduced as a result of the partial withdrawal.

DB = the death benefit on the date of (but prior to) the partial withdrawal.

CV = contract value on the date of (but prior to) the partial withdrawal.

Maximum Anniversary Value (MAV): is zero prior to the first contract anniversary after the effective date of the rider. On the first contract anniversary after the effective date of the rider, we set the MAV as the greater of these two values:

(a) current contract value; or

(b)	total purchase payments and any purchase payment credits applied to the contract minus adjusted partial withdrawals.

Thereafter, we increase the MAV by any additional purchase payments and any purchase payment credits and reduce the MAV by adjusted partial withdrawals. Every contract anniversary after that prior to the earlier of your or the annuitant’s 81st birthday, we compare the MAV to the current contract value and we reset the MAV to the higher amount.

5% Variable Account Floor: is the sum of the value of the GPAs, the one-year fixed account and the variable account floor. There is no variable account floor prior to the first contract anniversary. On the first contract anniversary, we establish the variable account floor as:

•	the amounts allocated to the subaccounts and the DCA fixed account at issue increased by 5%;

•	plus any subsequent amounts allocated to the subaccounts and the DCA fixed account;

•	minus adjusted transfers and partial withdrawals from the subaccounts or the DCA fixed account.

Thereafter, we continue to add subsequent purchase payments and any purchase payment credits allocated to the subaccounts or the DCA fixed account and subtract adjusted transfers and partial withdrawals from the subaccounts or the DCA fixed account. On each contract anniversary after the first, through age 80, we add an amount to the variable account floor equal to 5% of the prior anniversary’s variable account floor. We stop adding this amount after you or the annuitant reach age 81.

5% variable account floor adjusted transfers or partial withdrawals	=	PWT × VAF SV

PWT	=	the amount by which the contract value in the subaccounts and the DCA fixed account is reduced as a result of the partial withdrawal or transfer from the subaccounts or the DCA fixed account.
VAF	=	variable account floor on the date of (but prior to) the transfer or partial withdrawal.
SV	=	value of the subaccounts and the DCA fixed account on the date of (but prior to) the transfer of partial withdrawal.

The amount of purchase payments and any purchase payment credits withdrawn or transferred from any subaccount or fixed account (if applicable) or GPA account is calculated as (a) times (b) where:

(a)	is the amount of purchase payments and any purchase payment credits in the account or subaccount on the date of but prior to the current withdrawal or transfer; and

(b)	is the ratio of the amount of contract value transferred or withdrawn from the account or subaccount to the value in the account or subaccount on the date of (but prior to) the current withdrawal or transfer.

For contracts issued in New Jersey, the cap on the variable account floor is 200% of the sum of the purchase payments and any purchase payment credits allocated to the subaccounts and the DCA fixed account that have not been withdrawn or transferred out of the subaccounts or DCA fixed account.

NOTE: The 5% variable account floor is calculated differently and is not the same value as the Income Assurer Benefit® 5% variable account floor.

RETURN OF PURCHASE PAYMENTS (ROP) DEATH BENEFIT

The ROP Death Benefit is the basic death benefit on the contract that will pay your beneficiaries no less than your purchase payments and any purchase payment credits, adjusted for withdrawals. If you or the annuitant die before annuity payouts begin and while this contract is in force, the death benefit will be the greater of these two values, minus any applicable rider charges:

1. contract value; or

2.	total purchase payments and any purchase payment credits applied to the contract minus adjusted partial withdrawals.

The ROP Death Benefit will apply unless you select one of the alternative death benefits described immediately below.

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If available in your state and both you and the annuitant are age 79 or younger at contract issue, you may select one of the death benefits described below at the time you purchase your contract. The death benefits do not provide any additional benefit before the first contract anniversary and may not be appropriate for issue ages 75 to 79 because the benefit values may be limited after age 81. Be sure to discuss with your investment professional whether or not these death benefits are appropriate for your situation.

MAXIMUM ANNIVERSARY VALUE (MAV) DEATH BENEFIT

The MAV Death Benefit provides that if you or the annuitant die while the contract is in force and before annuity payouts begin, the death benefit will be the greatest of these three values, minus any applicable rider charges:

1. contract value;

2.	total purchase payments and any purchase payment credits applied to the contract minus adjusted partial withdrawals; or

3.	the MAV on the date of death.

5% ACCUMULATION DEATH BENEFIT

The 5% Accumulation Death Benefit provides that if you or the annuitant die while the contract is in force and before annuity payouts begin, the death benefit will be the greatest of these three values, minus any applicable rider charges:

1. contract value;

2.	total purchase payments and any purchase payment credits applied to the contract minus adjusted partial withdrawals; or

3. the 5% variable account floor.

ENHANCED DEATH BENEFIT

The Enhanced Death Benefit provides that if you or the annuitant die while the contract is in force and before annuity payouts begin, the death benefit will be the greatest of these four values, minus any applicable rider charges:

1. contract value;

2.	total purchase payments and any purchase payment credits applied to the contract minus adjusted partial withdrawals;

3. the MAV on the date of death; or

4. the 5% variable account floor.

For an example of how each death benefit is calculated, see Appendix C.

IF YOU DIE BEFORE YOUR RETIREMENT DATE
When paying the beneficiary, we will process the death claim on the valuation date our death claim requirements are fulfilled. We will determine the contract’s value using the accumulation unit value we calculate on that valuation date. We pay interest, if any, at a rate no less than required by law. We will mail payment to the beneficiary within seven days after our death claim requirements are fulfilled.

Nonqualified annuities
If your spouse is sole beneficiary and you die before the retirement date, your spouse may keep the contract as owner with the contract value equal to the death benefit that would otherwise have been paid. To do this your spouse must give us written instructions to continue the contract as owner. There will be no withdrawal charges on the contract from that point forward unless additional purchase payments are made. If you elected any optional contract features or riders, your spouse and the new annuitant (if applicable) will be subject to all limitations and/or restrictions of those features or riders just as if they were purchasing a new contract. The Income Assurer Benefit and Benefit Protector Plus riders, if selected, will terminate. The SecureSource – Joint Life rider, if selected, will continue only if the spouse electing the spousal continuation provision of the contract is a covered spouse and continues the contract as the new owner. The Accumulation Protector Benefit, SecureSource – Single Life, Guarantor Withdrawal Benefit for Life or Guarantor Withdrawal Benefit riders, if selected, will continue. Continuance of the Benefit Protector rider is optional. (See “Optional Benefits.”)

If your beneficiary is not your spouse, we will pay the beneficiary in a single sum unless you give us other written instructions. Generally, we must fully distribute the death benefit within five years of your death. However, the beneficiary may receive payouts under any annuity payout plan available under this contract if:

•	the beneficiary asks us in writing within 60 days after the day on which all documents have been received that prove your death has occurred; and

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•	payouts begin no later than one year after your death, or other date as permitted by the IRS; and

•	the payout period does not extend beyond the beneficiary’s life or life expectancy.

Additionally, the optional SecureSource rider, if selected, will terminate.

Qualified annuities

•	Spouse beneficiary: If you have not elected an annuity payout plan, and if your spouse is the sole beneficiary, your spouse may either elect to treat the contract as his/her own, so long as he or she is eligible to do so, or elect an annuity payout plan or another plan agreed to by us. If your spouse elects a payout option, the payouts must begin no later than the year in which you would have reached age 70 1/2. If you attained age 70 1/2 at the time of death, payouts must begin no later than Dec. 31 of the year following the year of your death.

Your spouse may elect to assume ownership of the contract at any time before annuity payouts begin. If your spouse elects to assume ownership of the contract, the contract value will be equal to the death benefit that would otherwise have been paid. There will be no withdrawal charges on the contract from that point forward unless additional purchase payments are made. If you elected any optional contract features or riders, your spouse and the new annuitant (if applicable) will be subject to all limitations and/or restrictions of those features or riders just as if they were purchasing a new contract. The Income Assurer Benefit and the Benefit Protector Plus riders, if selected, will terminate. The SecureSource – Joint Life rider, if selected, will continue only if the spouse electing the spousal continuation provision of the contract is a covered spouse and continues the contract as the new owner. The Accumulation Protector Benefit, SecureSource – Single Life, Guarantor Withdrawal Benefit for Life or Guarantor Withdrawal Benefit riders, if selected, will continue. Continuance of the Benefit Protector is optional. (See “Optional Benefits.”)

•	Non-spouse beneficiary: If you have not elected an annuity payout plan, and if death occurs prior to the year you would have attained age 70 1/2, the beneficiary may elect to receive payouts from the contract over a five year period. If your beneficiary does not elect a five year payout or if your death occurs after attaining age 70 1/2, we will pay the beneficiary in a single sum unless the beneficiary elects to receive payouts under any payout plan available under this contract if:

•	the beneficiary asks us in writing within 60 days after the day on which all documents have been received that prove your death has occurred; and

•	payouts begin no later than one year following the year of your death; and

•	the payout period does not extend beyond the beneficiary’s life or life expectancy.

If a beneficiary elects an alternative payment plan which is an inherited IRA, all optional death benefits and living benefits will terminate. In the event of your beneficiary’s death, their beneficiary can elect to take a lump sum payment or to continue the alternative payment plan following the schedule of minimum withdrawals established based on the life expectancy of your beneficiary.

•	Annuity payout plan: If you elect an annuity payout plan which guarantees payouts to a beneficiary after death, the payouts to your beneficiary will continue pursuant to the annuity payout plan you elect.

Optional Benefits

The assets held in our general account support the guarantees under your contract, including optional death benefits and optional living benefits. To the extent that we are required to pay you amounts in addition to your contract value under these benefits, such amounts will come from our general account assets. You should be aware that our general account is exposed to the risks normally associated with a portfolio of fixed-income securities, including interest rate, option, liquidity and credit risk. You should also be aware that we issue other types of insurance and financial products as well, and we also pay our obligations under these products from assets in our general account. Our general account is not segregated or insulated from the claims of our creditors. The financial statements contained in the SAI include a further discussion of the risks inherent within the investments of the general account.

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OPTIONAL LIVING BENEFITS

ACCUMULATION PROTECTOR BENEFIT RIDER
The Accumulation Protector Benefit rider is an optional benefit that you may select for an additional charge. The Accumulation Protector Benefit rider may provide a guaranteed contract value at the end of the specified waiting period on the benefit date, but not until then, under the following circumstances:

On the benefit date, if:	Then your Accumulation Protector Benefit rider benefit is:
The Minimum Contract Accumulation Value (defined below) as determined under the Accumulation Protector Benefit rider is greater than your contract value,	The contract value is increased on the benefit date to equal the Minimum Contract Accumulation Value as determined under the Accumulation Protector Benefit rider on the benefit date.
The contract value is equal to or greater than the Minimum Contract Accumulation Value as determined under the Accumulation Protector Benefit rider,	Zero; in this case, the Accumulation Protector Benefit rider ends without value and no benefit is payable.

If the contract value falls to zero as the result of adverse market performance or the deduction of fees and/or charges at any time during the waiting period and before the benefit date, the contract and all riders, including the Accumulation Protector Benefit rider will terminate without value and no benefits will be paid. Exception: If you are still living on the benefit date, we will pay you an amount equal to the Minimum Contract Accumulation Value as determined under the Accumulation Protector Benefit rider on the valuation date your contract value reached zero.

If this rider is available in your state, you may elect the Accumulation Protector Benefit rider at the time you purchase your contract and the rider effective date will be the contract issue date. The Accumulation Protector Benefit rider may not be terminated once you have elected it except as described in the “Terminating the Rider” section below. An additional charge for the Accumulation Protector Benefit rider will be assessed annually during the waiting period. The rider ends when the waiting period expires and no further benefit will be payable and no further fees for the rider will be deducted. The Accumulation Protector Benefit rider may not be purchased with the optional SecureSource, Guarantor Withdrawal Benefit for Life or the Guarantor Withdrawal Benefit riders or any Income Assurer Benefit rider. The rider ends when the waiting period expires and no further benefit will be payable and no further charges for the rider will be deducted. After the waiting period, you have the following options:

•	Continue your contract;

•	Take partial withdrawals or make a full withdrawal; or

•	Annuitize your contract.

The Accumulation Protector Benefit rider may not be available in all states.

You should consider whether an Accumulation Protector Benefit rider is appropriate for you because:

•	you must participate in the PN program and you must elect one of the PN program investment options. This requirement limits your choice of investments. This means you will not be able to allocate contract value to all of the subaccounts, GPAs or the one-year fixed account that are available under the contract to contract owners who do not elect this rider;

•	you may not make additional purchase payments to your contract during the waiting period after the first 180 days immediately following the effective date of the Accumulation Protector Benefit rider;

•	if you purchase this annuity as a qualified annuity, for example, an IRA, you may need to take partial withdrawals from your contract to satisfy the minimum distribution requirements of the Code (see “Taxes — Qualified Annuities — Required Minimum Distributions”). Partial withdrawals, including those used to satisfy RMDs, will reduce any potential benefit that the Accumulation Protector Benefit rider provides. You should consult your tax advisor if you have any questions about the use of this rider in your tax situation;

•	if you think you may withdraw all of your contract value before you have held your contract with this benefit rider attached for 10 years, or you are considering selecting an annuity payout option within 10 years of the effective date of your contract, you should consider whether this optional benefit is right for you. You must hold the contract a minimum of 10 years from the effective date of the Accumulation Protector Benefit rider, which is the length of the waiting period under the Accumulation Protector Benefit rider, in order to receive the benefit, if any, provided by the Accumulation Protector Benefit rider. In some cases, as described below, you may need to hold the contract longer than 10 years in order to qualify for any benefit the Accumulation Protector Benefit rider may provide;

•	the 10 year waiting period under the Accumulation Protector Benefit rider will restart if you exercise the Elective Step Up Option (described below) or your surviving spouse exercises the spousal continuation Elective Step Up (described below); and

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•	the 10 year waiting period under the Accumulation Protector Benefit rider may be restarted if you elect to change your PN program model portfolio or investment option to one that causes the Accumulation Protector Benefit rider charge to increase (see “Charges”).

Be sure to discuss with your investment professional whether a Accumulation Protector Benefit rider is appropriate for your situation.

Here are some general terms that are used to describe the operation of the Accumulation Protector Benefit:

Benefit Date: This is the first valuation date immediately following the expiration of the waiting period.

Minimum Contract Accumulation Value (MCAV): An amount calculated under the Accumulation Protector Benefit rider. The contract value will be increased to equal the MCAV on the benefit date if the contract value on the benefit date is less than the MCAV on the benefit date.

Adjustments for Partial Withdrawals: The adjustment made for each partial withdrawal from the contract is equal to the amount derived from multiplying (a) and (b) where:

(a)	is 1 minus the ratio of the contract value on the date of (but immediately after) the partial withdrawal to the contract value on the date of (but immediately prior to) the partial withdrawal; and

(b)	is the MCAV on the date of (but immediately prior to) the partial withdrawal.

Waiting Period: The waiting period for the rider is 10 years.

We reserve the right to restart the waiting period on the latest contract anniversary if you change your PN program investment option (or change from a PN program model portfolio to a fund of funds) after we have exercised our rights to increase the rider charge for new contract owners, or if you change your asset allocation investment option after we have exercised our rights to charge a separate charge for each model.

Your initial MCAV is equal to your initial purchase payment and any purchase payment credit. It is increased by the amount of any subsequent purchase payments and any purchase payment credits received within the first 180 days that the rider is effective. It is reduced by adjustments for any partial withdrawals made during the waiting period.

Automatic Step Up
On each contract anniversary after the effective date of the rider, the MCAV will be set to the greater of:

1. 80% of the contract value on the contract anniversary; or

2. the MCAV immediately prior to the automatic step up.

The automatic step up does not create contract value, guarantee the performance of any investment option, or provide a benefit that can be withdrawn or paid upon death. Rather, the automatic step up is an interim calculation used to arrive at the final MCAV, which is used to determine whether a benefit will be paid under the rider on the benefit date.

The automatic step up of the MCAV does not restart the waiting period or increase the charge (although the total fee for the rider may increase).

Elective Step Up Option
Within thirty days following each contract anniversary after the rider effective date, but prior to the benefit date, you may notify us in writing that you wish to exercise the annual elective step up option. You may exercise this elective step up option only once per contract year during this 30 day period. If your contract value on the valuation date we receive your written request to step up is greater than the MCAV on that date, your MCAV will increase to 100% of that contract value.

We may increase the fee for your rider (see “Charges — Accumulation Protector Benefit Rider Charge”). The revised fee would apply to your rider if you exercise the annual elective step up, your MCAV is increased as a result, and the revised fee is higher than your annual rider fee before the elective step up. Elective step ups will also result in a restart of the waiting period as of the most recent contract anniversary.

The elective step up does not create contract value, guarantee the performance of any investment option, or provide a benefit that can be withdrawn or paid upon death. Rather, the elective step up is an interim calculation used to arrive at the final MCAV, which is used to determine whether a benefit will be paid under the rider on the benefit date.

The elective step up option is not available to non-spouse beneficiaries that continue the contract during the waiting period.

Spousal Continuation
If a spouse chooses to continue the contract under the spousal continuation provision, the rider will continue as part of the contract. Once, within the thirty days following the date of spousal continuation, the spouse may choose to exercise an elective step up. The spousal continuation elective step up is in addition to the annual elective step up. If the contract value on the

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valuation date we receive the written request to exercise this option is greater than the MCAV on that date, we will increase the MCAV to that contract value. If the MCAV is increased as a result of the elective step up and we have increased the charge for the Accumulation Protector Benefit rider, the spouse will pay the charge that is in effect on the valuation date we receive their written request to step up. In addition, the waiting period will restart as of the most recent contract anniversary.

Terminating the Rider
The rider will terminate under the following conditions:

The rider will terminate before the benefit date without paying a benefit on the date:

•	you take a full withdrawal; or

•	annuitization begins; or

•	the contract terminates as a result of the death benefit being paid.

The rider will terminate on the benefit date.

For an example, see Appendix D.

SECURESOURCE RIDERS
There are two optional SecureSource riders available under your contract:

•	SecureSource – Single Life; or

•	SecureSource – Joint Life.

The information in this section applies to both SecureSource riders, unless otherwise noted.

The SecureSource – Single Life rider covers one person. The SecureSource – Joint Life Rider covers two spouses jointly who are named at contract issue. You may elect only the SecureSource – Single Life rider or the SecureSource – Joint Life rider, not both, and you may not switch riders later. You must elect the rider when you purchase your contract. The rider effective date will be the contract issue date.

The SecureSource rider is an optional benefit that you may select for an additional annual charge if:

•	your contract application was signed on or after May 1, 2007; and

•	Single Life: you and the annuitant are 80 or younger on the date the contract is issued; or

•	Joint Life: you and your spouse are 80 or younger on the date the contract is issued.

The SecureSource rider is not available under an inherited qualified annuity.

The SecureSource rider guarantees (unless the rider is terminated. See “Rider Termination” heading below.) that regardless of the investment performance of your contract you will be able to withdraw up to a certain amount each year from the contract before the annuity payouts begin until:

•	Single Life: you have recovered at minimum all of your purchase payments or, if later, until death (see “At Death” heading below) — even if the contract value is zero.

•	Joint Life: you have recovered at minimum all of your purchase payments or, if later, until the death of the last surviving covered spouse (see “Joint Life only: Covered Spouses” and “At Death” headings below), even if the contract value is zero.

The SecureSource rider may be appropriate for you if you intend to make periodic withdrawals from your annuity contract and wish to ensure that market performance will not adversely affect your ability to withdraw your principal over time.

Under the terms of the SecureSource rider, the calculation of the amount which can be withdrawn in each contract year varies depending on several factors, including but not limited to the waiting period (see “Waiting period” heading below) and whether or not the lifetime withdrawal benefit has become effective:

(1)	The basic withdrawal benefit gives you the right to take limited withdrawals in each contract year and guarantees that over time the withdrawals will total an amount equal to, at minimum, your purchase payments (unless the rider is terminated. See “Rider Termination” heading below). Key terms associated with the basic withdrawal benefit are “Guaranteed Benefit Payment (GBP)”, “Remaining Benefit Payment (RBP)”, “Guaranteed Benefit Amount (GBA)” and “Remaining Benefit Amount (RBA).” See these headings below for more information.

(2)	The lifetime withdrawal benefit gives you the right, under certain limited circumstances defined in the rider, to take limited withdrawals until the later of:

•	Single Life: death (see “At Death” heading below) or until the RBA (under the basic withdrawal benefit) is reduced to zero (unless the rider is terminated. See “Rider Termination” heading below);

•	Joint Life: death of the last surviving covered spouse (see “At Death” heading below) or until the RBA (under the basic withdrawal benefit) is reduced to zero (unless the rider is terminated. See “Rider Termination” heading below).

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Key terms associated with the lifetime withdrawal benefit are “Annual Lifetime Payment (ALP)”, “Remaining Annual Lifetime Payment (RALP)”, “Single Life only: Covered Person”, “Joint Life only: Covered Spouses” and “Annual Lifetime Payment Attained Age (ALPAA).” See these headings below for more information.

Only the basic withdrawal benefit will be in effect prior to the date that the lifetime withdrawal benefit becomes effective. The lifetime withdrawal benefit becomes effective automatically on the rider anniversary date after the:

•	Single Life: covered person reaches age 65, or the rider effective date if the covered person is age 65 or older on the rider effective date (see “Annual Lifetime Payment Attained Age (ALPAA)” heading below);

•	Joint Life: younger covered spouse reaches age 65, or the rider effective date if the younger covered spouse is age 65 or older on the rider effective date (see “Annual Lifetime Payment Attained Age (ALPAA)” and “Annual Lifetime Payments (ALP)” headings below).

Provided annuity payouts have not begun, the SecureSource rider guarantees that you may take the following withdrawal amounts each contract year:

•	Before the establishment of the ALP, the rider guarantees that each year you have the option to cumulatively withdraw an amount equal to the value of the RBP at the beginning of the contract year;

•	After the establishment of the ALP, the rider guarantees that each year you have the option to cumulatively withdraw an amount equal to the value of the RALP or the RBP at the beginning of the contract year, but the rider does not guarantee withdrawal of the sum of both the RALP and the RBP in a contract year.

If you withdraw less than the allowed withdrawal amount in a contract year, the unused portion cannot be carried over to the next contract year. As long as your withdrawals in each contract year do not exceed the annual withdrawal amount allowed under the rider:

•	Single Life: and there has not been a contract ownership change or spousal continuation of the contract, the guaranteed amounts available for withdrawal will not decrease;

•	Joint Life: the guaranteed amounts available for withdrawal will not decrease.

If you withdraw more than the allowed withdrawal amount in a contract year, we call this an “excess withdrawal” under the rider. Excess withdrawals trigger an adjustment of a benefit’s guaranteed amount, which may cause it to be reduced (see “GBA Excess Withdrawal Processing,” “RBA Excess Withdrawal Processing,” and “ALP Excess Withdrawal Processing” headings below).

Please note that basic withdrawal benefit and lifetime withdrawal benefit each has its own definition of the allowed annual withdrawal amount. Therefore a withdrawal may be considered an excess withdrawal for purposes of the lifetime withdrawal benefit only, the basic withdrawal benefit only, or both.

If your withdrawals exceed the greater of the RBP or the RALP, withdrawal charges under the terms of the contract may apply (see “Charges — Withdrawal Charges”). The amount we actually deduct from your contract value will be the amount you request plus any applicable withdrawal charge. Market value adjustments, if applicable, will also be made (see “Guarantee Period Accounts (GPAs) — Market Value Adjustment”). We pay you the amount you request. Any withdrawals you take under the contract will reduce the value of the death benefits (see “Benefits in Case of Death”). Upon full withdrawal of the contract, you will receive the remaining contract value less any applicable charges (see “Making the Most of Your Contract — Withdrawals”).

The rider’s guaranteed amounts can be increased at the specified intervals if your contract value has increased. An annual step up feature is available at each contract anniversary, subject to certain conditions, and may be applied automatically to your contract or may require you to elect the step up (see “Annual Step Up” heading below). If you exercise the annual step up election, the spousal continuation step up election (see “Spousal Continuation Step Up” heading below) or change your Portfolio Navigator model portfolio, the rider charge may change (see “Charges”).

If you take withdrawals during the waiting period, any prior steps ups applied will be reversed and step ups will not be available until the end of the waiting period. You may take withdrawals after the waiting period without reversal of prior step ups.

You should consider whether a SecureSource rider is appropriate for you because:

•	Lifetime Withdrawal Benefit Limitations: The lifetime withdrawal benefit is subject to certain limitations, including but not limited to:

(a)	Single Life: Once the contract value equals zero, payments are made for as long as the oldest owner or annuitant is living (see “If Contract Value Reduces to Zero” heading below). However, if the contract value is greater than zero, the lifetime withdrawal benefit terminates at the first death of any owner or annuitant except as otherwise provided below

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(see “At Death” heading below). Therefore, if there are multiple contract owners or the annuitant is not an owner, the rider may terminate or the lifetime withdrawal benefit may be reduced. This possibility may present itself when:

(i)	There are multiple contract owners — when one of the contract owners dies the benefit terminates even though other contract owners are still living (except if the contract is continued under the spousal continuation provision of the contact); or

(ii)	The owner and the annuitant are not the same persons — if the annuitant dies before the owner, the benefit terminates even though the owner is still living. This could happen, for example, when the owner is younger than the annuitant. This risk increases as the age difference between owner and annuitant increases.

Joint Life: Once the contract value equals zero, payments are made for as long as either covered spouse is living (see “If Contract Value Reduces to Zero” heading below). However, if the contract value is greater than zero, the lifetime withdrawal benefit terminates at the death of the last surviving covered spouse (see “At Death” heading below).

(b)	Excess withdrawals can reduce the ALP to zero even though the GBA, RBA, GBP and/or RBP values are greater than zero. If the both the ALP and the contract value are zero, the lifetime withdrawal benefit will terminate.

(c)	When the lifetime withdrawal benefit is first established, the initial ALP is based on

(i)	Single Life: the basic withdrawal benefit’s RBA at that time (see “Annual Lifetime Payment (ALP)” heading below), unless there has been a spousal continuation or ownership change; or

(ii)	Joint Life: the basic withdrawal benefit’s RBA at that time (see “Annual Lifetime Payment (ALP)” heading below).

Any withdrawal you take before the ALP is established reduces the RBA and therefore may result in a lower amount of lifetime withdrawals you are allowed to take.

(d)	Withdrawals can reduce both the contract value and the RBA to zero prior to the establishment of the ALP. If this happens, the contract and the rider will terminate.

•	Use of Portfolio Navigator Program Required: You must be invested in one of the available PN program investment options of the PN program. This requirement limits your choice of investments. This means you will not be able to allocate contract value to all of the subaccounts, GPAs or the one-year fixed account that are available under the contract to contract owners who do not elect the rider. (See “Making the Most of Your Contract — Portfolio Navigator Program.”) You may allocate qualifying purchase payments and purchase payment credits to the DCA fixed account, when available (see “DCA Fixed Account”), and we will make monthly transfers into the investment option you have chosen. You may make two elective investment option changes per contract year; we reserve the right to limit elective investment option changes if required to comply with the written instructions of a fund (see “Market Timing”).

You can allocate your contract value to any available investment option during the following times: (1) prior to your first withdrawal and (2) following a benefit reset as described below but prior to any subsequent withdrawal. During these accumulation phases, you may request to change your investment option to any available investment option.

Immediately following a withdrawal your contract value will be reallocated to the target investment option as shown in your contract if your current investment option is more aggressive than the target investment option. If you are in a static model portfolio, this reallocation will be made to the applicable fund of funds investment option. This automatic reallocation is not included in the total number of allowed investment option changes per contract year and will not cause your rider fee to increase. The target investment option is currently the Moderate investment option. We reserve the right to change the target investment option to an investment option that is more aggressive than the current target investment option after 30 days written notice.

After you have taken a withdrawal and prior to any benefit reset as described below, you are in a withdrawal phase. During withdrawal phases you may request to change your investment option to the target investment option or any investment option that is more conservative than the target investment option without a benefit reset as described below. If you are in a withdrawal phase and you choose to allocate your contract value to an investment option that is more aggressive than the target investment option, your rider benefit will be reset as follows:

(a)	the total GBA will be reset to the lesser of its current value or the contract value; and

(b)	the total RBA will be reset to the lesser of its current value or the contract value; and

(c)	the ALP, if established, will be reset to the lesser of its current value or 6% of the contract value; and

(d)	the GBP will be recalculated as described below, based on the reset GBA and RBA; and

(e)	the RBP will be recalculated as the reset GBP less all prior withdrawals made during the current contract year, but not be less than zero; and

(f)	the RALP will be recalculated as the reset ALP less all prior withdrawals made during the current contract year, but not be less than zero.

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You may request to change your investment option by written request on an authorized form or by another method agreed to by us.

•	Limitations on Purchase of Other Riders under your Contract: You may elect only the SecureSource – Single Life rider or the SecureSource – Joint Life rider. If you elect the SecureSource rider, you may not elect the Accumulation Protector Benefit rider.

•	Non-Cancelable: Once elected, the SecureSource rider may not be cancelled (except as provided under “Rider Termination” heading below) and the fee will continue to be deducted until the contract or rider is terminated or the contract value reduces to zero (described below). Dissolution of marriage does not terminate the SecureSource – Joint Life rider and will not reduce the fee we charge for this rider. The benefit under the SecureSource – Joint Life rider continues for the covered spouse who is the owner of the contract (or annuitant in the case of nonnatural ownership). The rider will terminate at the death of the contract owner (or annuitant in the case of nonnatural ownership) because the original spouse will be unable to elect the spousal continuation provision of the contract (see “Joint Life only: Covered Spouses” below).

•	Joint Life: Limitations on Contract Owners, Annuitants and Beneficiaries: Since the joint life benefit will terminate unless the surviving covered spouse continues the contract under the spousal continuation provision of the contract upon the owner’s death, only ownership arrangements that permit such continuation are allowed at rider issue. In general, the covered spouses should be joint owners, or one covered spouse should be the owner and the other covered spouse should be named as the sole primary beneficiary. For non-natural ownership arrangements that allow for spousal continuation one covered spouse should be the annuitant and the other covered spouse should be the sole primary beneficiary. For revocable trust ownerships, the grantor of the trust must be the annuitant and the beneficiary must either be the annuitant’s spouse or a trust that names the annuitant’s spouse as the sole primary beneficiary. You are responsible for establishing ownership arrangements that will allow for spousal continuation.

If you select the SecureSource – Joint Life rider, please consider carefully whether or not you wish to change the beneficiary of your annuity contract. The rider will terminate if the surviving covered spouse can not utilize the spousal continuation provision of the contract when the death benefit is payable.

•	Limitations on Purchase Payments: We reserve the right to limit the cumulative amount of purchase payments, subject to state restrictions. For current purchase payment restrictions, please see “Buying Your Contract — Purchase Payments”.

•	Interaction with Total Free Amount (TFA) contract provision: The TFA is the amount you are allowed to withdraw from the contract in each contract year without incurring a withdrawal charge (see “Charges — Withdrawal Charge”). The TFA may be greater than the RBP or RALP under this rider. Any amount you withdraw under the contract’s TFA provision that exceeds the RBP or RALP is subject to the excess withdrawal processing described below for the GBA, RBA and ALP.

You should consult your tax advisor before you select this optional rider if you have any questions about the use of the rider in your tax situation because:

•	Tax Considerations for Nonqualified Annuities: Under current federal income tax law, withdrawals under nonqualified annuities, including withdrawals taken from the contract under the terms of the rider, are treated less favorably than amounts received as annuity payments under the contract (see “Taxes — Nonqualified Annuities”). Withdrawals are taxable income to the extent of earnings. Withdrawals of earnings before age 59 1/2 may also incur a 10% IRS early withdrawal penalty. You should consult your tax advisor before you select this optional rider if you have any questions about the use of the rider in your tax situation.

•	Tax Considerations for Qualified Annuities: Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract (see “Taxes — Qualified Annuities — Required Minimum Distributions”). If you have a qualified annuity, you may need to take an RMD that exceeds the specified amount of withdrawal available under the rider. Withdrawals in any contract year that exceed the guaranteed amount available for withdrawal may reduce future benefits guaranteed under the rider. While the rider permits certain excess withdrawals to be made for the purpose of satisfying RMD requirements for your contract alone without reducing future benefits guaranteed under the rider, there can be no guarantee that changes in the federal income tax law after the effective date of the rider will not require a larger RMD to be taken, in which case, future guaranteed withdrawals under the rider could be reduced. See Appendix F for additional information.

•	Treatment of Civil Unions and Domestic Partners: The Federal Defense of Marriage Act (“DOMA”) does not recognize same-sex marriages or civil unions, even if permitted under applicable state law. As a result, a beneficiary of a deceased owner who was treated as married to the owner under state law and for purposes of this rider, but whose marriage is not recognized under DOMA, will be required to take distributions from the contract in the manner applicable to non-spouse beneficiaries. In some circumstances, these required distributions could substantially reduce or eliminate the value of the rider. See “Taxes — Other — Spousal status.”

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•	Limitations on TSAs: Your right to take withdrawals is restricted if your contract is a TSA (see “TSA — Special Provisions”).

Key terms and provisions of the SecureSource rider are described below:
Withdrawal: The amount by which your contract value is reduced as a result of any withdrawal request. It may differ from the amount of your request due to any withdrawal charge and any market value adjustment.

Waiting period: Any period of time starting on the rider effective date during which the annual step up is not available if you take withdrawals. Currently, there is no waiting period. For contracts purchased prior to June 1, 2008, the waiting period is three years.

Guaranteed Benefit Amount (GBA): The total cumulative withdrawals guaranteed by the rider under the basic withdrawal benefit. The maximum GBA is $5,000,000. The GBA cannot be withdrawn and is not payable as a death benefit. It is an interim value used to calculate the amount available for withdrawals each year under the basic withdrawal benefit (see “Guaranteed Benefit Payment” below). At any time, the total GBA is the sum of the individual GBAs associated with each purchase payment.

The GBA is determined at the following times, calculated as described:

•	At contract issue — the GBA is equal to the initial purchase payment.

•	When you make additional purchase payments — each additional purchase payment has its own GBA equal to the amount of the purchase payment.

•	At step up — (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

•	When an individual RBA is reduced to zero — the GBA that is associated with that RBA will also be set to zero.

•	When you make a withdrawal during the waiting period and after a step up — Any prior annual step ups will be reversed. Step up reversal means that the GBA associated with each purchase payment will be reset to the amount of that purchase payment. The step up reversal will only happen once during the waiting period, when the first withdrawal is made.

•	When you make a withdrawal at any time and the amount withdrawn is:

(a)	less than or equal to the total RBP — the GBA remains unchanged. If there have been multiple purchase payments, both the total GBA and each payment’s GBA remain unchanged.

(b)	is greater than the total RBP — GBA excess withdrawal processing will be applied to the GBA. If the withdrawal is made during the waiting period, the excess withdrawal processing is applied AFTER any previously applied annual step ups have been reversed.

GBA EXCESS WITHDRAWAL PROCESSING
The total GBA will automatically be reset to the lesser of (a) the total GBA immediately prior to the withdrawal; or (b) the contract value immediately following the withdrawal. If there have been multiple purchase payments, each payment’s GBA after the withdrawal will be reset to equal that payment’s RBA after the withdrawal plus (a) times (b), where:

(a)	is the ratio of the total GBA after the withdrawal less the total RBA after the withdrawal to the total GBA before the withdrawal less the total RBA after the withdrawal; and

(b)	is each payment’s GBA before the withdrawal less that payment’s RBA after the withdrawal.

Remaining Benefit Amount (RBA): Each withdrawal you make reduces the amount that is guaranteed by the rider as future withdrawals. At any point in time, the RBA equals the amount of GBA that remains available for withdrawals for the remainder of the contract’s life, and total RBA is the sum of the individual RBAs associated with each purchase payment. The maximum RBA is $5,000,000.

The RBA is determined at the following times, calculated as described:

•	At contract issue — the RBA is equal to the initial purchase payment.

•	When you make additional purchase payments — each additional purchase payment has its own RBA initially set equal to that payment’s GBA (the amount of the purchase payment).

•	At step up — (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

•	When you make a withdrawal during the waiting period and after a step up — Any prior annual step ups will be reversed. Step up reversal means that the RBA associated with each purchase payment will be reset to the amount of that purchase payment. The step up reversal will only happen once during the waiting period, when the first withdrawal is made.

•	When you make a withdrawal at any time and the amount withdrawn is:

(a)	less than or equal to the total RBP — the total RBA is reduced by the amount of the withdrawal. If there have been multiple purchase payments, each payment’s RBA is reduced in proportion to its RBP.

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(b)	is greater than the total RBP — RBA excess withdrawal processing will be applied to the RBA. Please note that if the withdrawal is made during the waiting period, the excess withdrawal processing is applied AFTER any previously applied annual step ups have been reversed.

RBA EXCESS WITHDRAWAL PROCESSING
The total RBA will automatically be reset to the lesser of (a) the contract value immediately following the withdrawal, or (b) the total RBA immediately prior to the withdrawal, less the amount of the withdrawal.

If there have been multiple purchase payments, both the total RBA and each payment’s RBA will be reset. The total RBA will be reset according to the excess withdrawal processing described above. Each payment’s RBA will be reset in the following manner:

1.	The withdrawal amount up to the total RBP is taken out of each RBA bucket in proportion to its individual RBP at the time of the withdrawal; and

2.	The withdrawal amount above the total RBP and any amount determined by the excess withdrawal processing are taken out of each RBA bucket in proportion to its RBA at the time of the withdrawal.

Guaranteed Benefit Payment (GBP): At any time, the amount available for withdrawal in each contract year after the waiting period, until the RBA is reduced to zero, under the basic withdrawal benefit. At any point in time, each purchase payment has its own GBP, which is equal to the lesser of that payment’s RBA or 7% of that payment’s GBA, and the total GBP is the sum of the individual GBPs.

During the waiting period, the guaranteed annual withdrawal amount may be less than the GBP due to the limitations the waiting period imposes on your ability to utilize both annual step-ups and withdrawals (see “Waiting Period” heading above). The guaranteed annual withdrawal amount during the waiting period is equal to the value of the RBP at the beginning of the contract year.

The GBP is determined at the following times, calculated as described:

•	At contract issue — the GBP is established as 7% of the GBA value.

•	At each contract anniversary — each payment’s GBP is reset to the lesser of that payment’s RBA or 7% of that payment’s GBA value.

•	When you make additional purchase payments — each additional purchase payment has its own GBP equal to 7% of the purchase payment amount.

•	At step up — (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

•	When an individual RBA is reduced to zero — the GBP associated with that RBA will also be reset to zero.

•	When you make a withdrawal during the waiting period and after a step up — Any prior annual step ups will be reversed. Step up reversal means that the GBA and the RBA associated with each purchase payment will be reset to the amount of that purchase payment. Each payment’s GBP will be reset to 7% of that purchase payment. The step up reversal will only happen once during the waiting period, when the first withdrawal is made.

•	When you make a withdrawal at any time and the amount withdrawn is:

(a)	less than or equal to the total RBP — the GBP remains unchanged.

(b)	is greater than the total RBP — each payment’s GBP is reset to the lesser of that payment’s RBA or 7% of that payment’s GBA value, based on the RBA and GBA after the withdrawal. If the withdrawal is made during the waiting period, the excess withdrawal processing is applied AFTER any previously applied annual step ups have been reversed.

Remaining Benefit Payment (RBP): The amount available for withdrawal for the remainder of the contract year under the basic withdrawal benefit. At any point in time, the total RBP is the sum of the RBPs for each purchase payment. During the waiting period, when the guaranteed amount may be less than the GBP, the value of the RBP at the beginning of the contract year will be that amount that is actually guaranteed each contract year.

The RBP is determined at the following times, calculated as described:

•	At the beginning of each contract year during the waiting period and prior to any withdrawal — the RBP for each purchase payment is set equal to that purchase payment multiplied by 7%.

•	At the beginning of any other contract year — the RBP for each purchase payment is set equal to that purchase payment’s GBP.

•	When you make additional purchase payments — each additional purchase payment has its own RBP equal to that payment’s GBP.

•	At step up — (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

•	At spousal continuation — (see “Spousal Option to Continue the Contract” heading below).

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•	When an individual RBA is reduced to zero — the RBP associated with that RBA will also be reset to zero.

•	When you make any withdrawal — the total RBP is reset to equal the total RBP immediately prior to the withdrawal less the amount of the withdrawal, but not less than zero. If there have been multiple purchase payments, each payment’s RBP is reduced proportionately. If you withdraw an amount greater than the RBP, GBA excess withdrawal processing and RBA excess withdrawal processing are applied and the amount available for future withdrawals for the remainder of the contract’s life may be reduced by more than the amount of withdrawal. When determining if a withdrawal will result in the excess withdrawal processing, the applicable RBP will not yet reflect the amount of the current withdrawal.

Single Life only: Covered Person: The person whose life is used to determine when the ALP is established, and the duration of the ALP payments (see “Annual Lifetime Payment (ALP)” heading below). The covered person is the oldest contract owner or annuitant. If the owner is a nonnatural person, i.e., a trust or corporation, the covered person is the oldest annuitant. A spousal continuation or a change of contract ownership may reduce the amount of the lifetime withdrawal benefit and may change the covered person.

Joint Life only: Covered Spouses: The contract owner and his or her legally married spouse as defined under federal law, as named on the application for as long as the marriage is valid and in effect. If the contract owner is a nonnatural person (e.g., a trust), the covered spouses are the annuitant and the legally married spouse of the annuitant. The covered spouses lives are used to determine when the ALP is established, and the duration of the ALP payments (see “Annual Lifetime Payment (ALP)” heading below). The covered spouses are established on the rider effective date and cannot be changed.

Annual Lifetime Payment Attained Age (ALPAA):

•	Single Life: The covered person’s age after which time the lifetime benefit can be established. Currently, the lifetime benefit can be established on the later of the contract effective date or the contract anniversary date on/following the date the covered person reaches age 65.

•	Joint Life: The age of the younger covered spouse at which time the lifetime benefit is established.

Annual Lifetime Payment (ALP): Once established, the ALP under the lifetime withdrawal benefit is at any time the amount available for withdrawals in each contract year after the waiting period until the later of:

•	Single Life: death; or

•	Joint Life: death of the last surviving covered spouse; or

•	the RBA is reduced to zero.

The maximum ALP is $300,000. Prior to establishment of the ALP, the lifetime withdrawal benefit is not in effect and the ALP is zero.

During the waiting period, the guaranteed annual lifetime withdrawal amount may be less than the ALP due to the limitations the waiting period imposes on your ability to utilize both annual step-ups and withdrawals (see “Waiting Period” heading above). The guaranteed annual lifetime withdrawal amount during the waiting period is equal to the value of the RALP at the beginning of the contract year.

The ALP is determined at the following times:

•	Single Life: The later of the contract effective date or the contract anniversary date on/following the date the covered person reaches age 65 — the ALP is established as 6% of the total RBA.

•	Joint Life: The ALP is established as 6% of the total RBA on the earliest of the following dates:

(a)	the rider effective date if the younger covered spouse has already reached age 65.

(b)	the rider anniversary on/following the date the younger covered spouse reaches age 65.

(c)	upon the first death of a covered spouse, then

(1)	the date we receive written request when the death benefit is not payable and the surviving covered spouse has already reached age 65; or

(2)	the date spousal continuation is effective when the death benefit is payable and the surviving covered spouse has already reached age 65; or

(3)	the rider anniversary on/following the date the surviving covered spouse reaches age 65.

(d)	Following dissolution of marriage of the covered spouses,

(1)	the date we receive written request if the remaining covered spouse who is the owner (or annuitant in the case of nonnatural ownership) has already reached age 65; or

(2)	the rider anniversary on/following the date the remaining covered spouse who is the owner (or annuitant in the case of nonnatural ownership) reaches age 65.

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•	When you make additional purchase payments — each additional purchase payment increases the ALP by 6% of the amount of the purchase payment.

•	At step ups — (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

•	Single Life: At spousal continuation or contract ownership change — (see “Spousal Option to Continue the Contract” and “Contract Ownership Change” headings below).

•	When you make a withdrawal during the waiting period and after a step up — Any prior annual step ups will be reversed. Step up reversal means that the ALP will be reset to equal total purchase payments multiplied by 6%. The step up reversal will only happen once during the waiting period, when the first withdrawal is made.

•	When you make a withdrawal at any time and the amount withdrawn is:

(a)	less than or equal to the RALP — the ALP remains unchanged.

(b)	is greater than the RALP — ALP excess withdrawal processing will be applied to the ALP. If the withdrawal is made during the waiting period, the excess withdrawal processing is applied AFTER any previously applied annual step ups have been reversed.

20% Rider Credit (for contracts with applications signed on or after June 1, 2008)
If you do not make a withdrawal during the first three rider years, then a 20% rider credit may increase your ALP. This credit is 20% of purchase payments received in the first 180 days that the rider is in effect and is used to establish the enhanced lifetime base. The enhanced lifetime base is an amount that may be used to increase the ALP. The 20% rider credit does not increase the basic withdrawal benefit or the contract value. Because step ups may increase your ALP, they may reduce or eliminate any benefit of the 20% rider credit.

Enhanced Lifetime Base (for contracts with applications signed on or after June 1, 2008)
The enhanced lifetime base will be established initially on the third rider anniversary. If you do not make a withdrawal during the first three rider years, then the enhanced lifetime base will be the sum of all purchase payments received during the first three rider years and the 20% rider credit. If you make a withdrawal during the first three rider years, then the 20% rider credit does not apply and the enhanced lifetime base will be established as zero and will always be zero.

The maximum enhanced lifetime base at any time is $5,000,000.

If the enhanced lifetime base is greater than zero, then it will:

•	increase by the amount of any purchase payments received on or after the third rider anniversary.

•	be reduced by any withdrawal in the same proportion as the withdrawal reduces the RBA and, if the withdrawal exceeds the RBP, it will then be set to the lesser of this reduced value and the contract value immediately following the withdrawal.

•	be set to the lesser of its current value and the contract value, if you choose an asset allocation model that is more aggressive than the target model while you are in the withdrawal phase.

If any of the following events occur, then the enhanced lifetime base will be established as or reset to zero and will always be zero:

•	The total RBA is reduced to zero.

•	You selected the Single Life rider, and there is a change in the covered person, including changes due to spousal continuations and ownership changes.

The enhanced lifetime base is an amount that may be used to increase the ALP and cannot be withdrawn or annuitized.

Increase in ALP because of the Enhanced Lifetime Base (for contracts with applications signed on or after June 1, 2008)
As of the later of the third rider anniversary and the date the initial ALP is established, the ALP will be increased to equal the enhanced lifetime base multiplied by 6%, if this amount is greater than the current ALP. Thereafter, the enhanced lifetime base will always be zero.

ALP EXCESS WITHDRAWAL PROCESSING
The ALP is reset to the lesser of the ALP immediately prior to the withdrawal, or 6% of the contract value immediately following the withdrawal.

Remaining Annual Lifetime Payment (RALP): The amount available for withdrawal for the remainder of the contract year under the lifetime withdrawal benefit. During the waiting period, when the guaranteed annual withdrawal amount may be less than the ALP, the value of the RALP at the beginning of the contract year will be the amount that is actually guaranteed each contract year. Prior to establishment of the ALP, the lifetime withdrawal benefit is not in effect and the RALP is zero.

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The RALP is determined at the following times:

•	The RALP is established at the same time as the ALP, and:

(a)	During the waiting period and prior to any withdrawals — the RALP is established equal to 6% of purchase payments plus any purchase payment credits.

(b)	At any other time — the RALP is established equal to the ALP less all prior withdrawals made in the contract year but not less than zero.

•	At the beginning of each contract year during the waiting period and prior to any withdrawals — the RALP is set equal to the total purchase payments plus any purchase payment credits, multiplied by 6%.

•	At the beginning of any other contract year — the RALP is set equal to ALP.

•	When you make additional purchase payments — each additional purchase payment increases the RALP by 6% of the purchase payment amount plus any purchase payment credits.

•	At step ups — (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

•	When you make any withdrawal — the RALP equals the RALP immediately prior to the withdrawal less the amount of the withdrawal but not less than zero. If you withdraw an amount greater than the RALP, ALP excess withdrawal processing is applied and may reduce the amount available for future withdrawals. When determining if a withdrawal will result in excess withdrawal processing, the applicable RALP will not yet reflect the amount of the current withdrawal.

Required Minimum Distributions (RMD): If you are taking RMDs from your contract and your RMD calculated separately for your contract is greater than the RBP or the RALP on the most recent contract anniversary, the portion of your RMD that exceeds the RBP or RALP on the most recent rider anniversary will not be subject to excess withdrawal processing provided that the following conditions are met:

•	The RMD is for your contract alone;

•	The RMD is based on your recalculated life expectancy taken from the Uniform Lifetime Table under the Code; and

•	The RMD amount is otherwise based on the requirements of section 401(a)(9), related Code provisions and regulations thereunder that were in effect on the effective date of the rider.

RMD rules follow the calendar year which most likely does not coincide with your contract year and therefore may limit when you can take your RMD and not be subject to excess withdrawal processing.

Withdrawal amounts greater than the RBP or RALP on the contract anniversary date that do not meet these conditions will result in excess withdrawal processing as described above. See Appendix F for additional information.

Step Up Date: The date any step up becomes effective, and depends on the type of step up being applied (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

Annual Step Up: Beginning with the first contract anniversary, an increase of the GBA, RBA, GBP, RBP, ALP and/or RALP values may be available. A step up does not create contract value, guarantee the performance of any investment option, or provide a benefit that can be withdrawn or paid upon death. Rather, a step up determines the current values of the GBA, RBA, GBP, RBP, ALP and RALP, and may extend the payment period or increase the allowable payment.

The annual step up may be available as described below, subject to the following rules:

•	The annual step up is effective on the step up date.

•	Only one step up is allowed each contract year.

•	If you take any withdrawals during the waiting period, any previously applied step ups will be reversed and the Annual step up will not be available until the end of the waiting period.

•	On any rider anniversary where the RBA or, if established, the ALP would increase and the application of the step up would not increase the rider charge, the annual step up will be automatically applied to your contract, and the step up date is the contract anniversary date.

•	If the application of the step up would increase the rider charge, the annual step up is not automatically applied. Instead, you have the option to step up for 30 days after the contract anniversary as long as either the contract value is greater than the total RBA or 6% of the contract value is greater than the ALP, if established, on the step-up date. If you exercise the elective annual step up option, you will pay the rider charge in effect on the step up date. If you wish to exercise the elective annual step up option, we must receive a request from you or your investment professional. The step up date is the date we receive your request to step up. If your request is received after the close of business, the step up date will be the next valuation day.

•	The ALP and RALP are not eligible for step ups until they are established. Prior to being established, the ALP and RALP values are both zero.

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•	Please note it is possible for the ALP to step up even if the RBA or GBA do not step up, and it is also possible for the RBA and GBA to step up even if the ALP does not step up.

The annual step up resets the GBA, RBA, GBP, RBP, ALP and RALP values as follows:

•	The total RBA will be reset to the greater of the total RBA immediately prior to the step up date or the contract value on the step up date.

•	The total GBA will be reset to the greater of the total GBA immediately prior to the step up date or the contract value on the step up date.

•	The total GBP will be reset using the calculation as described above based on the increased GBA and RBA.

•	The total RBP will be reset as follows:

(a)	During the waiting period and prior to any withdrawals, the RBP will not be affected by the step up.

(b)	At any other time, the RBP will be reset to the increased GBP less all prior withdrawals made in the current contract year, but not less than zero.

•	The ALP will be reset to the greater of the ALP immediately prior to the step up date or 6% of the contract value on the step up date.

•	The RALP will be reset as follows:

(a)	During the waiting period and prior to any withdrawals, the RALP will not be affected by the step up.

(b)	At any other time, the RALP will be reset to the increased ALP less all prior withdrawals made in the current contract year, but not less than zero.

Spousal Option to Continue the Contract upon Owner’s Death (Spousal Continuation):
Single Life: If a surviving spouse elects to continue the contract and continues the contract as the new owner under the spousal continuation provision of the contract, the SecureSource – Single Life rider also continues. When the spouse elects to continue the contract, any remaining waiting period is cancelled and any waiting period limitations on withdrawals and step-ups terminate; if the covered person changes due to spousal continuation the GBA, RBA, GBP, RBP, ALP and RALP values are affected as follows:

•	The GBA, RBA and GBP values remain unchanged.

•	The RBP is automatically reset to the GBP less all prior withdrawals made in the current contract year, but not less than zero.

•	If the ALP has not yet been established and the new covered person has not yet reached age 65 as of the date of continuation — the ALP will be established on the contract anniversary following the date the covered person reaches age 65 as the lesser of the RBA or the contract anniversary value, multiplied by 6%. The RALP will be established on the same date equal to the ALP.

•	If the ALP has not yet been established but the new covered person is age 65 or older as of the date of continuation — the ALP will be established on the date of continuation as the lesser of the RBA or the contract value, multiplied by 6%. The RALP will be established on the same date in an amount equal to the ALP less all prior withdrawals made in the current contract year, but not less than zero.

•	If the ALP has been established but the new covered person has not yet reached age 65 as of the date of continuation — the ALP and RALP will be automatically reset to zero for the period of time beginning with the date of continuation and ending with the contract anniversary following the date the covered person reaches age 65. At the end of this time period, the ALP will be reset to the lesser of the RBA or the anniversary contract value, multiplied by 6%, and the RALP will be reset to the ALP.

•	If the ALP has been established and the new covered person is age 65 or older as of the date of continuation — the ALP will be automatically reset to the lesser of the current ALP or 6% of the contract value on the date of continuation. The RALP will be reset to the ALP less all prior withdrawals made in the current contract year, but not less than zero.

Please note that the lifetime withdrawal benefit amount may be reduced as a result of the spousal continuation.

Joint Life: If a surviving spouse is a covered spouse and elects the spousal continuation provision of the contract as the new owner, the SecureSource – Joint Life rider also continues. When the spouse elects to continue the contract, any remaining waiting period is cancelled and any waiting period limitations on withdrawals and step-ups terminate. The surviving covered spouse can name a new beneficiary, however, a new covered spouse cannot be added to the rider.

Spousal Continuation Step Up: At the time of spousal continuation, a step-up may be available. All annual step-up rules (see “Annual Step-Up” heading above), other than those that apply to the waiting period, also apply to the spousal continuation step-up. If the spousal continuation step-up is processed automatically, the step-up date is the valuation date spousal continuation is effective. If not, the spouse must elect the step up and must do so within 30 days of the spousal continuation

RIVERSOURCE ENDEAVOR SELECT VARIABLE ANNUITY — PROSPECTUS 67

date. If the spouse elects the spousal continuation step up, the step-up date is the valuation date we receive the spouse’s written request to step-up if we receive the request by the close of business on that day, otherwise the next valuation date.

Rules for Withdrawal Provision of Your Contract: Minimum account values following a withdrawal no longer apply to your contract. For withdrawals, the withdrawal will be made from the variable subaccounts, guarantee period accounts (where available), the one-year fixed account (if applicable) and the DCA fixed account in the same proportion as your interest in each bears to the contract value. You cannot specify from which accounts the withdrawal is to be made.

If Contract Value Reduces to Zero: If the contract value reduces to zero and the total RBA remains greater than zero, you will be paid in the following scenarios:

1)	The ALP has not yet been established and the contract value is reduced to zero as a result of fees or charges or a withdrawal that is less than or equal to the RBP. In this scenario, you can choose to:

(a)	receive the remaining schedule of GBPs until the RBA equals zero; or

(b)	Single Life: wait until the rider anniversary following the date the covered person reaches age 65, and then receive the ALP annually until the latter of (i) the death of the covered person, or (ii) the RBA is reduced to zero; or

(c)	Joint Life: wait until the rider anniversary following the date the younger covered spouse reaches age 65, and then receive the ALP annually until the latter of (i) the death of the last surviving covered spouse, or (ii) the RBA is reduced to zero.

We will notify you of this option. If no election is made, the ALP will be paid.

2)	The ALP has been established and the contract value reduces to zero as a result of fees or charges, or a withdrawal that is less than or equal to both the RBP and the RALP. In this scenario, you can choose to receive:

(a)	the remaining schedule of GBPs until the RBA equals zero; or

(b)	Single Life: the ALP annually until the latter of (i) the death of the covered person, or (ii) the RBA is reduced to zero; or

(c)	Joint Life: the ALP annually until the latter of (i) the death of the last surviving covered spouse, or (ii) the RBA is reduced to zero.

We will notify you of this option. If no election is made, the ALP will be paid.

3)	The ALP has been established and the contract value falls to zero as a result of a withdrawal that is greater than the RALP but less than or equal to the RBP. In this scenario, the remaining schedule of GBPs will be paid until the RBA equals zero.

4)	The ALP has been established and the contract value falls to zero as a result of a withdrawal that is greater than the RBP but less than or equal to the RALP. In this scenario, the ALP will be paid annually until the death of the:

•	Single Life: covered person;

•	Joint Life: last surviving covered spouse.

Under any of these scenarios:

•	The annualized amounts will be paid to you in the frequency you elect. You may elect a frequency offered by us at the time payments begin. Available payment frequencies will be no less frequent than annually;

•	We will no longer accept additional purchase payments;

•	You will no longer be charged for the rider;

•	Any attached death benefit riders will terminate; and

•	Single Life: The death benefit becomes the remaining payments, if any, until the RBA is reduced to zero.

•	Joint Life: If the owner had been receiving the ALP, upon the first death the ALP will continue to be paid annually until the later of: 1) the death of the last surviving covered spouse or 2) the RBA is reduced to zero. In all other situations the death benefit becomes the remaining payments, if any, until the RBA is reduced to zero.

The SecureSource rider and the contract will terminate under either of the following two scenarios:

•	If the contract value falls to zero as a result of a withdrawal that is greater than both the RALP and the RBP. This is full withdrawal of the contract value.

•	If the contract value falls to zero as a result of a withdrawal that is greater than the RALP but less than or equal to the RBP, and the total RBA is reduced to zero.

At Death:
Single Life: If the contract value is greater than zero when the death benefit becomes payable, the beneficiary may: 1) elect to take the death benefit under the terms of the contract, 2) take the fixed payout option available under this rider, or 3) continue the contract under the spousal continuation provision of the contract above.

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If the contract value equals zero and the death benefit becomes payable, the following will occur:

•	If the RBA is greater than zero and the owner has been receiving the GBP each year, the GBP will continue to be paid to the beneficiary until the RBA equals zero.

•	If the covered person dies and the RBA is greater than zero and the owner has been receiving the ALP each year, the ALP will continue to be paid to the beneficiary until the RBA equals zero.

•	If the covered person is still alive and the RBA is greater than zero and the owner has been receiving the ALP each year, the ALP will continue to be paid to the beneficiary until the later of the death of the covered person or the RBA equals zero.

•	If the covered person is still alive and the RBA equals zero and the owner has been receiving the ALP each year, the ALP will continue to be paid to the beneficiary until the death of the covered person.

•	If the covered person dies and the RBA equals zero, the benefit terminates. No further payments will be made.

Joint Life: If the death benefit becomes payable at the death of a covered spouse, the surviving covered spouse must utilize the spousal continuation provision of the contract and continue the contract as the new owner to continue the joint benefit. If spousal continuation is not available under the terms of the contract, the rider terminates. The lifetime benefit of this rider ends at the death of the last surviving covered spouse.

If the contract value is greater than zero when the death benefit becomes payable, the beneficiary may: 1) elect to take the death benefit under the terms of the contract, 2) take the fixed payout option available under this rider, or 3) continue the contract under the spousal continuation provision of the contract above.

If the contract value equals zero at the first death of a covered spouse, the ALP will continue to be paid annually until the later of: 1) the death of the last surviving covered spouse or 2) the RBA is reduced to zero.

If the contract value equals zero at the death of the last surviving covered spouse, the following will occur:

•	If the RBA is greater than zero and the owner has been receiving the GBP each year, the GBP will continue to be paid to the beneficiary until the RBA equals zero.

•	If the RBA is greater than zero and the owner has been receiving the ALP each year, the ALP will continue to be paid to the beneficiary until the RBA equals zero.

•	If the RBA equals zero, the benefit terminates. No further payments will be made.

Contract Ownership Change:
Single Life: If the contract changes ownership (see “Changing Ownership”), the GBA, RBA, GBP, RBP values will remain unchanged and the ALP and RALP will be reset as follows. Our current administrative practice is to only reset the ALP and RALP if the covered person changes due to the ownership change.

•	If the ALP has not yet been established and the new covered person has not yet reached age 65 as of the ownership change date — the ALP and the RALP will be established on the contract anniversary following the date the covered person reaches age 65. The ALP will be set equal to the lesser of the RBA or the anniversary contract value, multiplied by 6%. If the anniversary date occurs during the waiting period and prior to a withdrawal, the RALP will be set equal to the lesser of the ALP or total purchase payments multiplied by 6%. If the anniversary date occurs at any other time, the RALP will be set to the ALP.

•	If the ALP has not yet been established but the new covered person is age 65 or older as of the ownership change date — the ALP and the RALP will be established on the ownership change date. The ALP will be set equal to the lesser of the RBA or the contract value, multiplied by 6%. If the ownership change date occurs during the waiting period and prior to a withdrawal, the RALP will be set to the lesser of the ALP or total purchase payments multiplied by 6%. If the ownership change date occurs at any other time, the RALP will be set to the ALP less all prior withdrawals made in the current contract year but not less than zero.

•	If the ALP has been established but the new covered person has not yet reached age 65 as of the ownership change date — the ALP and the RALP will be reset to zero for the period of time beginning with the ownership change date and ending with the contract anniversary following the date the covered person reaches age 65. At the end of this time period, the ALP will be reset to the lesser of the RBA or the anniversary contract value, multiplied by 6%. If the time period ends during the waiting period and prior to any withdrawals, the RALP will be reset to equal the lesser of the ALP or total purchase payments multiplied by 6%. If the time period ends at any other time, the RALP will be reset to the ALP.

•	If the ALP has been established and the new covered person is age 65 or older as of the ownership change date — the ALP and the RALP will be reset on the ownership change date. The ALP will be reset to the lesser of the current ALP or 6% of the contract value. If the ownership change date occurs during the waiting period and prior to a withdrawal, the RALP will be reset to the lesser of the ALP or total purchase payments multiplied by 6%. If the ownership change date occurs at any

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other time, the RALP will be reset to the ALP less all prior withdrawals made in the current contract year but not less than zero.

Please note that the lifetime withdrawal benefit amount may be reduced as a result of the ownership change.

Joint Life: Ownership changes are only allowed between the covered spouses or their revocable trust(s). No other ownership changes are allowed as long as the rider is in force.

Guaranteed Withdrawal Benefit Annuity Option: Several annuity payout plans are available under the contract. As an alternative to these annuity payout plans, a fixed annuity payout option is available under the SecureSource rider.

Under this option the amount payable each year will be equal to the remaining schedule of GBPs, but the total amount paid over the life of the annuity will not exceed the current total RBA at the time you begin this fixed annuity payout option. These annualized amounts will be paid in the frequency that you elect. The frequencies will be among those offered by us at that time but will be no less frequent than annually. If, at the death of the owner, total payouts have been made for less than the RBA, the remaining payouts will be paid to the beneficiary (see “The Annuity Payout Period” and “Taxes”).

This option may not be available if the contract is issued to qualify under section 403 or 408 of the Code, as amended. For such contracts, this option will be available only if the guaranteed payment period is less than the life expectancy of the owner at the time the option becomes effective. Such life expectancy will be computed using a life expectancy table published by the IRS.

This annuity payout option may also be elected by the beneficiary of a contract as a settlement option. Whenever multiple beneficiaries are designated under the contract, each such beneficiary’s share of the proceeds if they elect this option will be in proportion to their applicable designated beneficiary percentage. Beneficiaries of nonqualified contracts may elect this settlement option subject to the distribution requirements of the contract. We reserve the right to adjust the remaining schedule of GBPs if necessary to comply with the Code.

RIDER TERMINATION
The SecureSource rider cannot be terminated either by you or us except as follows:

1.	Single Life: After the death benefit is payable the rider will terminate if your spouse does not use the spousal continuation provision of the contract to continue the contract.

2.	Joint Life: After the death benefit is payable the rider will terminate if:

(a) any one other than a covered spouse continues the contract, or

(b) a covered spouse does not use the spousal continuation provision of the contract to continue the contract.

3.	Annuity payouts under an annuity payout plan will terminate the rider.

4.	Termination of the contract for any reason will terminate the rider.

5.	When a beneficiary elects an alternative payment plan which is an inherited IRA, the rider will terminate.

OPTIONAL LIVING BENEFITS
(For contracts with application signed before May 1, 2007)
If you bought a contract before May 1, 2007 with an optional living benefit, please use the following table to review the disclosure that applies to the optional living benefit rider you purchased. If you are uncertain as to which optional living benefit rider you purchased, ask your investment professional, or contact us at the telephone number or address shown on the first page of this prospectus.

	and you selected one of the	Disclosure for this benefit may be
If you purchased a contract(1)...	following optional living benefits...	found in the following Appendix:
Before April 30, 2006	Guarantor Withdrawal Benefit	Appendix L
May 1, 2006 – April 30, 2007	Guarantor Withdrawal Benefit for Life	Appendix K
Before May 1, 2007	Income Assurer Benefit	Appendix M

(1)	These dates are approximate and will vary by state; your actual contract and any riders are the controlling documents.

OPTIONAL DEATH BENEFITS

BENEFIT PROTECTOR DEATH BENEFIT RIDER (BENEFIT PROTECTOR)
The Benefit Protector is intended to provide an additional benefit to your beneficiary to help offset expenses after your death such as funeral expenses or federal and state taxes. This is an optional benefit that you may select for an additional annual

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charge (see “Charges”). The Benefit Protector provides reduced benefits if you or the annuitant are age 70 or older at the rider effective date. The Benefit Protector does not provide any additional benefit before the first rider anniversary.

If this rider is available in your state and both you and the annuitant are age 75 or younger at contract issue, you may choose to add the Benefit Protector to your contract. You must elect the Benefit Protector at the time you purchase your contract and your rider effective date will be the contract issue date. You may not select this rider if you select the Benefit Protector Plus rider, the 5% Accumulation Death Benefit or the Enhanced Death Benefit.

Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract (see “Taxes — Qualified Annuities — Required Minimum Distributions”). Since the benefit paid by the rider is determined by the amount of earnings at death, the amount of the benefit paid may be reduced as a result of taking any withdrawals including RMDs. Be sure to discuss with your investment professional and tax advisor whether or not the Benefit Protector is appropriate for your situation.

The Benefit Protector provides that if you or the annuitant die after the first rider anniversary, but before annuity payouts begin, and while this contract is in force, we will pay the beneficiary:

•	the applicable death benefit, plus:

•	40% of your earnings at death if you and the annuitant were under age 70 on the rider effective date, up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old; or

•	15% of your earnings at death if you or the annuitant were age 70 or older on the rider effective date, up to a maximum of 37.5% of purchase payments not previously withdrawn that are one or more years old.

Earnings at death: For purposes of the Benefit Protector and Benefit Protector Plus riders, this is an amount equal to the applicable death benefit minus purchase payments not previously withdrawn. The earnings at death may not be less than zero and may not be more than 250% of the purchase payments not previously withdrawn that are one or more years old.

Terminating the Benefit Protector

•	You may terminate the rider within 30 days of the first rider anniversary.

•	You may terminate the rider within 30 days of any rider anniversary beginning with the seventh rider anniversary.

•	The rider will terminate when you make a full withdrawal from the contract or when annuity payouts begin.

If your spouse is the sole beneficiary and you die before the retirement date, your spouse may keep the contract as owner. Your spouse and the new annuitant will be subject to all the limitations and restrictions of the rider just as if they were purchasing a new contract. If your spouse and the new annuitant do not qualify for the rider on the basis of age we will terminate the rider. If they do qualify for the rider on the basis of age we will set the contract value equal to the death benefit that would otherwise have been paid and we will substitute this new contract value on the date of death for “purchase payments not previously withdrawn” used in calculating earnings at death. Your spouse also has the option of discontinuing the Benefit Protector Death Benefit Rider within 30 days of the date they elect to continue the contract.

For an example, see Appendix G.

BENEFIT PROTECTOR PLUS DEATH BENEFIT RIDER (BENEFIT PROTECTOR PLUS)
The Benefit Protector Plus is intended to provide an additional benefit to your beneficiary to help offset expenses after your death such as funeral expenses or federal and state taxes. This is an optional benefit that you may select for an additional annual charge (see “Charges”). The Benefit Protector Plus provides reduced benefits if you or the annuitant are 70 or older at the rider effective date. It does not provide any additional benefit before the first rider anniversary and it does not provide any benefit beyond what is offered under the Benefit Protector rider during the second rider year. Be sure to discuss with your investment professional whether or not the Benefit Protector Plus is appropriate for your situation.

If this rider is available in your state and both you and the annuitant are 75 or younger at contract issue, you may choose to add the Benefit Protector Plus to your contract. You must elect the Benefit Protector Plus at the time you purchase your contract and your rider effective date will be the contract issue date. This rider is only available for transfers, exchanges or rollovers from another annuity or life insurance policy. You may not select this rider if you select the Benefit Protector Rider, 5% Accumulation Death Benefit or the Enhanced Death Benefit.

Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract (see “Taxes — Qualified Annuities — Required Minimum Distributions”). Since the benefit paid by the rider is determined by the amount of earnings at death, the amount of the benefit paid may be reduced as a result of taking any withdrawals including RMDs. Be sure to discuss with your investment professional and tax advisor whether or not the Benefit Protector Plus is appropriate for your situation.

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The Benefit Protector Plus provides that if you or the annuitant die after the first rider anniversary, but before annuity payouts begin, and while this contract is in force, we will pay the beneficiary:

•	the benefits payable under the Benefit Protector described above, plus:

•	a percentage of purchase payments made within 60 days of contract issue not previously withdrawn as follows:

	Percentage if you and the annuitant are	Percentage if you or the annuitant are
Rider year	under age 70 on the rider effective date	70 or older on the rider effective date

One and Two	0%	0%

Three and Four	10%	3.75%

Five or more	20%	7.5%

Another way to describe the benefits payable under the Benefit Protector Plus rider is as follows:

•	the applicable death benefit plus:

	If you and the annuitant are under	If you or the annuitant are age 70
Rider year	age 70 on the rider effective date, add . . .	or older on the rider effective date, add . . .

One	Zero	Zero

Two	40% x earnings at death (see above)	15% x earnings at death

Three and Four	40% x (earnings at death + 25% of initial purchase payment*)	15% x (earnings at death + 25% of initial purchase payment*)

Five or more	40% x (earnings at death + 50% of initial purchase payment*)	15% x (earnings at death + 50% of initial purchase payment*)

*	Initial purchase payments are payments made within 60 days of rider issue not previously withdrawn.

Terminating the Benefit Protector Plus

•	You may terminate the rider within 30 days of the first rider anniversary.

•	You may terminate the rider within 30 days of any rider anniversary beginning with the seventh rider anniversary.

•	The rider will terminate when you make a full withdrawal from the contract or when annuity payouts begin.

If your spouse is sole beneficiary and you die before the retirement date, your spouse may keep the contract as owner with the contract value equal to the death benefit that would otherwise have been paid. We will then terminate the Benefit Protector Plus and substitute the applicable death benefit (see “Benefits in Case of Death”).

For an example, see Appendix H.

The Annuity Payout Period

As owner of the contract, you have the right to decide how and to whom annuity payouts will be made starting at the retirement date. You may select one of the annuity payout plans outlined below, or we may mutually agree on other payout arrangements. We do not deduct any withdrawal charges under the payout plans listed below, except under annuity payout Plan E.

You also decide whether we will make annuity payouts on a fixed or variable basis, or a combination of fixed and variable. The amount available to purchase payouts under the plan you select is the contract value on your retirement date after any rider charges have been deducted, plus any positive or negative MVA (less any applicable premium tax). Additionally, we currently allow you to use part of the amount available to purchase payouts, leaving any remaining contract value to accumulate on a tax-deferred basis. If you select a variable annuity payout, we reserve the right to limit the number of subaccounts in which you may invest. The GPAs and the DCA fixed account are not available during this payout period.

Amounts of fixed and variable payouts depend on:

•	the annuity payout plan you select;

•	the annuitant’s age and, in most cases, sex;

•	the annuity table in the contract; and

•	the amounts you allocated to the accounts at settlement.

In addition, for variable annuity payouts only, amounts depend on the investment performance of the subaccounts you select. These payouts will vary from month to month because the performance of the funds will fluctuate. (In the case of fixed annuities, payouts remain the same from month to month.)

For information with respect to transfers between accounts after annuity payouts begin (see “Making the Most of Your Contract — Transfer policies”).

 72  RIVERSOURCE ENDEAVOR SELECT VARIABLE ANNUITY — PROSPECTUS

ANNUITY TABLES
The annuity tables in your contract (Table A and Table B) show the amount of the monthly payout for each $1,000 of contract value according to the age and, when applicable, the annuitant’s sex. (Where required by law, we will use a unisex table of settlement rates.)

Table A shows the amount of the first monthly variable annuity payout assuming that the contract value is invested at the beginning of the annuity payout period and earns a 5% rate of return, which is reinvested and helps to support future payouts. If you ask us at least 30 days before the retirement date, we will substitute an annuity table based on an assumed 3.5% investment rate for the 5% Table A in the contract. The assumed investment rate affects both the amount of the first payout and the extent to which subsequent payouts increase or decrease. For example, annuity payouts will increase if the investment return is above the assumed investment rate and payouts will decrease if the return is below the assumed investment rate. Using a 5% assumed interest rate results in a higher initial payout, but later payouts will increase more slowly when annuity unit values rise and decrease more rapidly when they decline.

Table B shows the minimum amount of each fixed annuity payout. We declare current payout rates that we use in determining the actual amount of your fixed annuity payout. The current payout rates will equal or exceed the guaranteed payout rates shown in Table B. We will furnish these rates to you upon request.

ANNUITY PAYOUT PLANS
You may choose an annuity payout plan by giving us written instructions at least 30 days before contract values are used to purchase the payout plan. Generally, you may select one of the Plans A through E below or another plan agreed to by us. Some of the annuity payout plans may not be available if you have selected the Income Assurer Benefit rider.

•	Plan A – Life annuity — no refund: We make monthly payouts until the annuitant’s death. Payouts end with the last payout before the annuitant’s death. We will not make any further payouts. This means that if the annuitant dies after we made only one monthly payout, we will not make any more payouts.

•	Plan B – Life annuity with five, ten, 15 or 20 years certain: (under the Income Assurer Benefit rider: you may select life annuity with ten or 20 years certain): We make monthly payouts for a guaranteed payout period of five, ten, 15 or 20 years that you elect. This election will determine the length of the payout period to the beneficiary if the annuitant should die before the elected period expires. We calculate the guaranteed payout period from the retirement date. If the annuitant outlives the elected guaranteed payout period, we will continue to make payouts until the annuitant’s death.

•	Plan C – Life annuity — installment refund: (not available under the Income Assurer Benefit rider): We make monthly payouts until the annuitant’s death, with our guarantee that payouts will continue for some period of time. We will make payouts for at least the number of months determined by dividing the amount applied under this option by the first monthly payout, whether or not the annuitant is living.

•	Plan D

–	Joint and last survivor life annuity — no refund: We make monthly payouts while both the annuitant and a joint annuitant are living. If either annuitant dies, we will continue to make monthly payouts at the full amount until the death of the surviving annuitant. Payouts end with the death of the second annuitant.

–	Joint and last survivor life annuity with 20 years certain: We make monthly annuity payouts during the lifetime of the annuitant and joint annuitant. When either the annuitant or joint annuitant dies, we will continue to make monthly payouts during the lifetime of the survivor. If the survivor dies before we have made payouts for 20 years, we continue to make payouts to the named beneficiary for the remainder of the 20-year period which begins when the first annuity payout is made.

•	Plan E – Payouts for a specified period: We make monthly payouts for a specific payout period of ten to 30 years that you elect (under the Income Assurer Benefit rider, you may elect a payout period of 20 years only). We will make payouts only for the number of years specified whether the annuitant is living or not. Depending on the selected time period, it is foreseeable that an annuitant can outlive the payout period selected. During the payout period, you can elect to have us determine the present value of any remaining variable payouts and pay it to you in a lump sum. (Exception: If you have an Income Assurer Benefit rider and elect this annuity payout plan based on the Guaranteed Income Benefit Base, a lump sum payout is unavailable.) We determine the present value of the remaining annuity payouts which are assumed to remain level at the amount of the payout that would have been made 7 days prior to the date we determine the present value. The discount rate we use in the calculation is 5.17% for the assumed investment return of 3.5% and 6.67% for the assumed investment return of 5%. (See “Charges — Withdrawal charge under Annuity Payout Plan E.”) A 10% IRS penalty tax could apply if you take a withdrawal. (See “Taxes.”)

•	Guaranteed Withdrawal Benefit Annuity Payout Option (available only under contracts with the SecureSource, Guarantor Withdrawal Benefit for Life or Guarantor Withdrawal Benefit riders): This fixed annuity payout option is an alternative to the above annuity payout plans. This option may not be available if the contract is a qualified annuity. For

RIVERSOURCE ENDEAVOR SELECT VARIABLE ANNUITY — PROSPECTUS 73

such contracts, this option will be available only if the guaranteed payment period is less than the life expectancy of the owner at the time the option becomes effective. Such life expectancy will be computed using a life expectancy table published by the IRS. Under this option, the amount payable each year will be equal to the remaining schedule of GBPs, but the total amount paid will not exceed the total RBA at the time you begin this fixed payout option (see “Optional Benefits — SecureSource Riders”, “Appendix K: Guarantor Withdrawal Benefit for Life Rider” or “Appendix L: Guarantor Withdrawal Benefit Rider”). The amount paid in the current contract year will be reduced for any prior withdrawals in that year. These annualized amounts will be paid in the frequency that you elect. The frequencies will be among those offered by us at the time but will be no less frequent than annually. If, at the death of the owner, total payouts have been made for less than the RBA, the remaining payouts will be paid to the beneficiary.

Annuity payout plan requirements for qualified annuities: If your contract is a qualified annuity, you must select a payout plan as of the retirement date set forth in your contract. You have the responsibility for electing a payout plan under your contract that complies with applicable law. Your contract describes your payout plan options. The options will meet certain IRS regulations governing RMDs if the payout plan meets the incidental distribution benefit requirements, if any, and the payouts are made:

•	in equal or substantially equal payments over a period not longer than your life expectancy, or over the joint life expectancy of you and your designated beneficiary; or

•	over a period certain not longer than your life expectancy or over the joint life expectancy of you and your designated beneficiary.

If we do not receive instructions: You must give us written instructions for the annuity payouts at least 30 days before the annuitant’s retirement date. If you do not, we will make payouts under Plan B, with 120 monthly payouts guaranteed.

If monthly payouts would be less than $20: We will calculate the amount of monthly payouts at the time the contract value is used to purchase a payout plan. If the calculations show that monthly payouts would be less than $20, we have the right to pay the contract value to the owner in a lump sum or to change the frequency of the payouts.

Death after annuity payouts begin: If you or the annuitant die after annuity payouts begin, we will pay any amount payable to the beneficiary as provided in the annuity payout plan in effect.

Taxes

Under current law, your contract has a tax-deferral feature. Generally, this means you do not pay income tax until there is a taxable distribution (or deemed distribution) from the contract. We will send a tax information reporting form for any year in which we made a taxable or reportable distribution according to our records.

NONQUALIFIED ANNUITIES
Generally, only the increase in the value of a non-qualified annuity contract over the investment in the contract is taxable. Certain exceptions apply. Federal tax law requires that all nonqualified deferred annuity contracts issued by the same company (and possibly its affiliates) to the same owner during a calendar year be taxed as a single, unified contract when distributions are taken from any one of those contracts.

Annuity payouts: Generally, unlike withdrawals described below, the taxation of annuity payouts are subject to exclusion ratios, i.e. in most cases, a portion of each payout will be ordinary income and subject to tax, and a portion of each payout will be considered a return of part of your investment in the contract and will not be taxed. All amounts you receive after your investment in the contract is fully recovered will be subject to tax. Under Annuity Payout Plan A: Life annuity — no refund, where the annuitant dies before your investment in the contract is fully recovered, the remaining portion of the unrecovered investment may be available as a federal income tax deduction to the owner for the last taxable year. Under all other annuity payout plans, where the annuity payouts end before your investment in the contract is fully recovered, the remaining portion of the unrecovered investment may be available as a federal income tax deduction to the taxpayer for the tax year in which the payouts end. (See “The Annuity Payout Period — Annuity Payout Plans.”)

Beginning in 2011, federal tax law permits taxpayers to annuitize a portion of their nonqualified annuity while leaving the remaining balance to continue to grow tax-deferred. Under the new partial annuitization rules, the portion annuitized must be received as an annuity for a period of 10 years or more, or for the lives of one or more individuals. If this requirement is met, the annuitized portion and the tax-deferred balance will generally be treated as two separate contracts for income tax purposes only. If a contract is partially annuitized, the investment in the contract is allocated between the deferred and the annuitized portions on a pro rata basis.

Withdrawals: Generally, if you withdraw all or part of your nonqualified annuity before your annuity payouts begin, including withdrawals under any optional withdrawal benefit rider, your withdrawal will be taxed to the extent that the

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contract value immediately before the withdrawal exceeds the investment in the contract. Different rules may apply if you exchange another contract into this contract.

You also may have to pay a 10% IRS penalty for withdrawals of taxable income you make before reaching age 59 1/2 unless certain exceptions apply.

Withholding: If you receive taxable income as a result of an annuity payout or withdrawal, including withdrawals under any optional withdrawal benefit rider, we may deduct federal, and in some cases state withholding against the payment. Any withholding represents a prepayment of your tax due for the year. You take credit for these amounts on your annual income tax return. As long as you have provided us with a valid Social Security Number or Taxpayer Identification Number, and you have a valid U.S. address, you may be able to elect not to have any withholding occur.

If the payment is part of an annuity payout plan, we generally compute the amount of federal income tax withholding using payroll tables. You may provide us with a statement of how many exemptions to use in calculating the withholding. If the distribution is any other type of payment (such as partial or full withdrawal) we compute federal income tax withholding using 10% of the taxable portion.

The federal income tax withholding requirements differ if we deliver payment outside the United States or you are a non-resident alien.

Some states also may impose income tax withholding requirements similar to the federal withholding described above. If this should be the case, we may deduct state income tax withholding from the payment.

Death benefits to beneficiaries: The death benefit under a nonqualified contract is not exempt from estate (federal or state) taxes. In addition, for income tax purposes, any amount your beneficiary receives that exceeds the investment in the contract is taxable as ordinary income to the beneficiary in the year he or she receives the payments. (See also “Benefits in Case of Death — If You Die Before the Retirement Start Date”).

Net Investment Income Tax (also known as Medicare contribution tax): Effective for taxable years beginning on or after January 1, 2013, certain high-income individuals (as well as estates and trusts) are subject to a new 3.8% net investment income tax (as an addition to income taxes). For individuals, the 3.8% tax applies to the lesser of (1) the amount by which the taxpayer’s modified adjusted gross income exceeds $200,000 ($250,000 for married filing jointly and surviving spouses; $125,000 for married filing separately) or (2) the taxpayer’s “net investment income.” Net investment income includes taxable income from nonqualified annuities. Annuity holders are advised to consult their tax advisor regarding the possible implications of this additional tax.

Annuities owned by corporations, partnerships or irrevocable trusts: For nonqualified annuities, any annual increase in the value of annuities held by such entities (nonnatural persons) generally will be treated as ordinary income received during that year. However, if the trust was set up for the benefit of a natural person(s) only, the income may remain tax-deferred until withdrawn or paid out.

Penalties: If you receive amounts from your nonqualified annuity before reaching age 59 1/2, you may have to pay a 10% IRS penalty on the amount includable in your ordinary income. However, this penalty will not apply to any amount received:

•	because of your death or in the event of nonnatural ownership, the death of the annuitant;

•	because you become disabled (as defined in the Code);

•	if the distribution is part of a series of substantially equal periodic payments, made at least annually, over your life or life expectancy (or joint lives or life expectancies of you and your beneficiary);

•	if it is allocable to an investment before Aug. 14, 1982; or

•	if annuity payouts are made under immediate annuities as defined by the Code.

Transfer of ownership: Generally, if you transfer ownership of a nonqualified annuity without receiving adequate consideration, the transfer may be taxed as a withdrawal for federal income tax purposes. If the transfer is a currently taxable event for income tax purposes, the original owner will be taxed on the amount of deferred earnings at the time of the transfer and also may be subject to the 10% IRS penalty discussed earlier. In this case, the new owner’s investment in the contract will be equal to the investment in the contract at the time of the transfer plus any earnings included in the original owner’s taxable income as a result of the transfer. In general, this rule does not apply to transfers between spouses or former spouses. Similar rules apply if you transfer ownership for full consideration. Please consult your tax advisor for further details.

1035 Exchanges: Section 1035 of the Code permits nontaxable exchanges of certain insurance policies, endowment contracts, annuity contracts and qualified long-term care insurance contracts, while providing for continued tax deferral of earnings. In addition, Section 1035 permits the carryover of the investment in the contract from the old policy or contract to the new policy or contract. In a 1035 exchange one policy or contract is exchanged for another policy or contract. The following are nontaxable exchanges: (1) the exchange of a life insurance policy for another life insurance policy or for an endowment,

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annuity or qualified long-term care insurance contract, (2) the exchange of an endowment contract for an annuity contract, or for an endowment contract under which payments will begin no later than payments would have begun under the contract exchanged, (3) the exchange of an annuity contract for another annuity contract or for a qualified long-term insurance contract, and (4) the exchange of a qualified long-term care insurance contract for a qualified long-term care insurance contract. Additionally, other tax rules may apply. However, if the insurance policy has an outstanding loan, there may be tax consequences. Depending on the issue date of your original policy or contract, there may be tax or other benefits that are given up to gain the benefits of the new policy or contract. Consider whether the features and benefits of the new policy or contract outweigh any tax or other benefits of the old contract.

For a partial exchange of an annuity contract for another annuity contract, the 1035 exchange is generally tax-free. The investment in the original contract and the earnings on the contract will be allocated proportionately between the original and new contracts. However, per IRS Revenue Procedure 2011-38, if withdrawals are taken from either contract within the 180-day period following an exchange, the IRS will apply general tax principles to determine the appropriate tax treatment of the exchange and subsequent withdrawal. As a result, there may be unexpected tax consequences. You should consult your tax advisor before taking any withdrawal from either contract during the 180-day period following a partial exchange. Different IRS limitations on withdrawals apply to partial exchanges completed prior to October 24, 2011.

Assignment: If you assign or pledge your contract as collateral for a loan, earnings on purchase payments you made after Aug. 13, 1982 will be taxed as a deemed distribution and you may have to pay a 10% IRS penalty.

QUALIFIED ANNUITIES
Adverse tax consequences may result if you do not ensure that contributions, distributions and other transactions under the contract comply with the law. Qualified annuities have minimum distribution rules that govern the timing and amount of distributions. You should refer to your retirement plan’s Summary Plan Description, your IRA disclosure statement, or consult a tax advisor for additional information about the distribution rules applicable to your situation.

When you use your contract to fund a retirement plan or IRA that is already tax-deferred under the Code, the contract will not provide any necessary or additional tax deferral. If your contract is used to fund an employer sponsored plan, your right to benefits may be subject to the terms and conditions of the plan regardless of the terms of the contract.

Annuity payouts: Under a qualified annuity, except a Roth IRA, Roth 401(k) or Roth 403(b), the entire payout generally is includable as ordinary income and is subject to tax unless: (1) the contract is an IRA to which you made non-deductible contributions; or (2) you rolled after-tax dollars from a retirement plan into your IRA; or (3) the contract is used to fund a retirement plan and you or your employer have contributed after-tax dollars.

Annuity payouts from Roth IRAs: In general, the entire payout from a Roth IRA can be free from income and penalty taxes if you have attained age 59 1/2 and meet the five year holding period.

Withdrawals: Under a qualified annuity, except a Roth IRA, Roth 401(k) or Roth 403(b), the entire withdrawal will generally be includable as ordinary income and is subject to tax unless: (1) the contract is an IRA to which you made non-deductible contributions; or (2) you rolled after-tax dollars from a retirement plan into your IRA; or (3) the contract is used to fund a retirement plan and you or your employer have contributed after-tax dollars.

Withdrawals from Roth IRAs: In general, the entire payout from a Roth IRA can be free from income and penalty taxes if you have attained age 59 1/2 and meet the five year holding period.

Required Minimum Distributions: Retirement plans (except for Roth IRAs) are subject to required withdrawals called required minimum distributions (“RMDs”) beginning at age 70 1/2. RMDs are based on the fair market value of your contract at year-end divided by the life expectancy factor. Certain death benefits and optional riders may be considered in determining the fair market value of your contract for RMD purposes. This may cause your RMD to be higher. Inherited IRAs (including inherited Roth IRAs) are subject to special required minimum distribution rules. You should consult your tax advisor prior to making a purchase for an explanation of the potential tax implications to you.

Withholding for IRAs, Roth IRAs, SEPs and SIMPLE IRAs: If you receive taxable income as a result of an annuity payout or a withdrawal, including withdrawals under any optional withdrawal benefit rider, we may deduct withholding against the payment. Any withholding represents a prepayment of your tax due for the year. You take credit for these amounts on your annual income tax return. As long as you have provided us with a valid Social Security Number or Taxpayer Identification Number, you can elect not to have any withholding occur.

If the payment is part of an annuity payout plan, we generally compute the amount of federal income tax withholding using payroll tables. You may provide us with a statement of how many exemptions to use in calculating the withholding. If the distribution is any other type of payment (such as a partial or full withdrawal) we compute federal income tax withholding using 10% of the taxable portion.

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The federal income tax withholding requirements differ if we deliver payment outside the United States or you are a non-resident alien.

Some states also may impose income tax withholding requirements similar to the federal withholding described above. If this should be the case, we may deduct state income tax withholding from the payment.

Withholding for all other qualified annuities: If you receive directly all or part of the contract value from a qualified annuity, mandatory 20% federal income tax withholding (and possibly state income tax withholding) generally will be imposed at the time the payout is made from the plan. Any withholding represents a prepayment of your tax due for the year. You take credit for these amounts on your annual income tax return. This mandatory withholding will not be imposed if instead of receiving the distribution check, you elect to have the distribution rolled over directly to an IRA or another eligible plan. Payments made to a surviving spouse instead of being directly rolled over to an IRA are also subject to mandatory 20% income tax withholding.

In the below situations, the distribution is subject to an optional 10% withholding instead of the mandatory 20% withholding. We will withhold 10% of the distribution amount unless you elect otherwise.

•	the payout is one in a series of substantially equal periodic payouts, made at least annually, over your life or life expectancy (or the joint lives or life expectancies of you and your designated beneficiary) or over a specified period of 10 years or more;

•	the payout is a RMD as defined under the Code;

•	the payout is made on account of an eligible hardship; or

•	the payout is a corrective distribution.

State withholding also may be imposed on taxable distributions.

Penalties: If you receive amounts from your qualified contract before reaching age 59 1/2, you may have to pay a 10% IRS penalty on the amount includable in your ordinary income. However, this penalty generally will not apply to any amount received:

•	because of your death;

•	because you become disabled (as defined in the Code);

•	if the distribution is part of a series of substantially equal periodic payments made at least annually, over your life or life expectancy (or joint lives or life expectancies of you and your beneficiary);

•	if the distribution is made following severance from employment during the calendar year in which you attain age 55 (TSAs and annuities funding 401(a) plans only);

•	to pay certain medical or education expenses (IRAs only); or

•	if the distribution is made from an inherited IRA.

Death benefits to beneficiaries: The entire death benefit generally is taxable as ordinary income to the beneficiary in the year he/she receives the payments from the qualified annuity. If you made non-deductible contributions to a traditional IRA, the portion of any distribution from the contract that represents after-tax contributions is not taxable as ordinary income to your beneficiary. You are responsible for keeping all records tracking your non-deductible contributions to an IRA. Death benefits under a Roth IRA generally are not taxable as ordinary income to the beneficiary if certain distribution requirements are met. (See also “Benefits in Case of Death — If you Die Before the Retirement Date”).

Change of retirement plan type: IRS regulations allow for rollovers of certain retirement plan distributions. In some circumstances, you may be able to have an intra-contract rollover, keeping the same features and conditions. If the annuity contract you have does not support an intra-contract rollover, you are able to request an IRS approved rollover to another annuity contract or other investment product that you choose. If you choose another annuity contract or investment product, you will be subject to new rules, including a new withdrawal charge schedule for an annuity contract, or other product rules as applicable.

Assignment: You may not assign or pledge your qualified contract as collateral for a loan.

OTHER
Purchase payment credits: These are considered earnings and are taxed accordingly when withdrawn or paid out.

Special considerations if you select any optional rider: As of the date of this prospectus, we believe that charges related to these riders are not subject to current taxation. Therefore, we will not report these charges as partial withdrawals from your contract. However, the IRS may determine that these charges should be treated as partial withdrawals subject to taxation to the extent of any gain as well as the 10% tax penalty for withdrawals before the age of 59 1/2, if applicable.

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We reserve the right to report charges for these riders as partial withdrawals if we, as a withholding and reporting agent, believe that we are required to report them. In addition, we will report any benefits attributable to these riders on the death of you or the annuitant as an annuity death benefit distribution, not as proceeds from life insurance.

Important: Our discussion of federal tax laws is based upon our understanding of current interpretations of these laws. Federal tax laws or current interpretations of them may change. For this reason and because tax consequences are complex and highly individual and cannot always be anticipated, you should consult a tax advisor if you have any questions about taxation of your contract.

RiverSource Life’s tax status: We are taxed as a life insurance company under the Code. For federal income tax purposes, the subaccounts are considered a part of our company, although their operations are treated separately in accounting and financial statements. Investment income is reinvested in the fund in which each subaccount invests and becomes part of that subaccount’s value. This investment income, including realized capital gains, is not subject to any withholding for federal or state income taxes. We reserve the right to make such a charge in the future if there is a change in the tax treatment of variable annuities or in our tax status as we then understand it.

Tax qualification: We intend that the contract qualify as an annuity for federal income tax purposes. To that end, the provisions of the contract are to be interpreted to ensure or maintain such tax qualification, in spite of any other provisions of the contract. We reserve the right to amend the contract to reflect any clarifications that may be needed or are appropriate to maintain such qualification or to conform the contract to any applicable changes in the tax qualification requirements. We will send you a copy of any amendments.

Spousal status: Under the Code, spousal continuation and certain distribution options are available only to a person who is defined as a “spouse” under the Federal Defense of Marriage Act or other applicable Federal law. All contract provisions will be interpreted and administered in accordance with the requirements of the Code. Therefore, under current Federal law, if you are in the civil union or you are contemplating a civil union or same-sex marriage, you should note that the favorable tax treatment afforded under Federal law would not be available to the same-sex partner or same-sex spouse. Same-sex partners or spouses who own or are considering the purchase of annuity products that provide benefits based upon status as a spouse should consult a tax adviser.

Voting Rights

As a contract owner with investments in the subaccounts, you may vote on important fund policies until annuity payouts begin. Once they begin, the person receiving them has voting rights. We will vote fund shares according to the instructions of the person with voting rights.

Before annuity payouts begin, the number of votes you have is determined by applying your percentage interest in each subaccount to the total number of votes allowed to the subaccount.

After annuity payouts begin, the number of votes you have is equal to:

•	the reserve held in each subaccount for your contract; divided by

•	the net asset value of one share of the applicable fund.

As we make annuity payouts, the reserve for the contract decreases; therefore, the number of votes also will decrease.

We calculate votes separately for each subaccount. We will send notice of shareholders’ meetings, proxy materials and a statement of the number of votes to which the voter is entitled. We will vote shares for which we have not received instructions in the same proportion as the votes for which we received instructions. We also will vote the shares for which we have voting rights in the same proportion as the votes for which we received instructions.

Substitution of Investments

We may substitute the funds in which the subaccounts invest if:

•	laws or regulations change;

•	the existing funds become unavailable; or

•	in our judgment, the funds no longer are suitable (or are not the most suitable) for the subaccounts.

If any of these situations occur, and if we believe it is in the best interest of persons having voting rights under the contract, we have the right to substitute a fund currently listed in this prospectus (existing fund) for another fund (new fund). The new fund may have higher fees and/or operating expenses than the existing fund. Also, the new fund may have investment objectives and policies and/or investment advisers which differ from the existing fund.

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We may also:

•	add new subaccounts;

•	combine any two or more subaccounts;

•	transfer assets to and from the subaccounts or the variable account; and

•	eliminate or close any subaccounts.

We will notify you of any substitution or change. If we notify you that a subaccount will be eliminated or closed, you will have a certain period of time to tell us where to reallocate purchase payments or contract value currently allocated to that subaccount. If we do not receive your reallocation instructions by the due date, we automatically will reallocate to the subaccount investing in the Columbia Variable Portfolio — Cash Management Fund (Class 3). You may then transfer this reallocated amount in accordance with the transfer provisions of your contract (see “Transferring Between Accounts” above).

In the event of substitution or any of these changes, we may amend the contract and take whatever action is necessary and appropriate without your consent or approval. However, we will not make any substitution or change without the necessary approval of the SEC and state insurance departments.

About the Service Providers

PRINCIPAL UNDERWRITER
RiverSource Distributors, Inc. (RiverSource Distributors), our affiliate, serves as the principal underwriter and general distributor of the contract. Its offices are located at 70100 Ameriprise Financial Center, Minneapolis, MN 55474. RiverSource Distributors is a wholly-owned subsidiary of Ameriprise Financial, Inc.

Sales of the Contract

•	Only securities broker-dealers (“selling firms”) registered with the SEC and members of the FINRA may sell the contract.

•	The contracts are continuously offered to the public through authorized selling firms. We and RiverSource Distributors have a sales agreement with the selling firm. The sales agreement authorizes the selling firm to offer the contracts to the public. RiverSource Distributors pays the selling firm (or an affiliated insurance agency) for contracts its investment professional sell. The selling firm may be required to return sales commissions under certain circumstances including but not limited to when contracts are returned under the free look period.

Payments We Make to Selling Firms

•	We may use compensation plans which vary by selling firm. For example, some of these plans pay selling firms a commission of up to 5.25% each time a purchase payment is made. We may also pay ongoing trail commissions of up to 1.25% of the contract value. We do not pay or withhold payment of trail commissions based on which investment options you select.

•	We may pay selling firms an additional sales commission of up to 1.00% of purchase payments for a period of time we select. For example, we may offer to pay an additional sales commission to get selling firms to market a new or enhanced contract or to increase sales during the period.

•	In addition to commissions, we may, in order to promote sales of the contracts, and as permitted by applicable laws and regulation, pay or provide selling firms with other promotional incentives in cash, credit or other compensation. We may offer these promotional incentives to all selling firms. The terms of such arrangements differ between selling firms. These promotional incentives may include but are not limited to:

•	sponsorship of marketing, educational, due diligence and compliance meetings and conferences we or the selling firm may conduct for investment professionals, including subsidy of travel, meal, lodging, entertainment and other expenses related to these meetings;

•	marketing support related to sales of the contract including for example, the creation of marketing materials, advertising and newsletters;

•	providing service to contract owners; and

•	funding other events sponsored by a selling firm that may encourage the selling firm’s investment professionals to sell the contract.

These promotional incentives or reimbursements may be calculated as a percentage of the selling firm’s aggregate, net or anticipated sales and/or total assets attributable to sales of the contract, and/or may be a fixed dollar amount. As noted below this additional compensation may cause the selling firm and its investment professionals to favor the contracts.

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Sources of Payments to Selling Firms
We pay the commissions and other compensation described above from our assets. Our assets may include:

•	revenues we receive from fees and expenses that you will pay when buying, owning and making a surrender from the contract (see “Expense Summary”);

•	compensation we or an affiliate receive from the underlying funds in the form of distribution and services fees (see “The Variable Account and the Funds — The Funds”);

•	compensation we or an affiliate receive from a fund’s investment adviser, subadviser, distributor or an affiliate of any of these (see “The Variable Account and the Funds — The Funds”); and

•	revenues we receive from other contracts we sell that are not securities and other businesses we conduct.

You do not directly pay the commissions and other compensation described above as the result of a specific charge or deduction under the contract. However, you may pay part or all of the commissions and other compensation described above indirectly through:

•	fees and expenses we collect from contract owners, including surrender charges; and

•	fees and expenses charged by the underlying subaccount funds in which you invest, to the extent we or one of our affiliates receive revenue from the funds or an affiliated person.

Potential Conflicts of Interest
Compensation payment arrangements with selling firms can potentially:

•	give selling firms a heightened financial incentive to sell the contract offered in this prospectus over another investment with lower compensation to the selling firm.

•	cause selling firms to encourage their investment professionals to sell you the contract offered in this prospectus instead of selling you other alternative investments that may result in lower compensation to the selling firm.

•	cause selling firms to grant us access to its investment professionals to promote sales of the contract offered in this prospectus, while denying that access to other firms offering similar contracts or other alternative investments which may pay lower compensation to the selling firm.

Payments to Investment Professionals

•	The selling firm pays its investment professionals. The selling firm decides the compensation and benefits it will pay its investment professionals.

•	To inform yourself of any potential conflicts of interest, ask the investment professional before you buy, how the selling firm and its investment professionals are being compensated and the amount of the compensation that each will receive if you buy the contract.

ISSUER
RiverSource Life issues the contracts. We are located at 70100 Ameriprise Financial Center, Minneapolis, MN 55474 and are a wholly-owned subsidiary of Ameriprise Financial, Inc.

We conduct a conventional life insurance business. We are licensed to do business in 49 states, the District of Columbia and American Samoa. Our primary products currently include fixed and variable annuity contracts and life insurance policies.

LEGAL PROCEEDINGS
Life insurance companies have been the subject of increasing regulatory, legislative and judicial scrutiny. Numerous state and federal regulatory agencies have commenced examinations and other inquiries of insurance companies regarding sales and marketing practices (including sales to older consumers and disclosure practices), claims handling, and unclaimed property and escheatment practices and procedures. With regard to an industry-wide investigation of unclaimed property and escheatment practices and procedures, RiverSource Life is responding to regulatory audits, market conduct examinations and other inquiries (including inquiries from the State of Minnesota). RiverSource Life has cooperated with and will continue to cooperate with the applicable regulators regarding their inquiries.

RiverSource Life is involved in the normal course of business in a number of other legal and arbitration proceedings concerning matters arising in connection with the conduct of its business activities. RiverSource Life believes that it is not a party to, nor are any of its properties the subject of, any pending legal, arbitration or regulatory proceedings that would have a material adverse effect on its consolidated financial condition, results of operations or liquidity. However, it is possible that the outcome of any such proceedings could have a material adverse impact on results of operations in any particular reporting period as the proceedings are resolved.

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Additional Information

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
RiverSource Life is incorporating by reference in this prospectus information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information that we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC automatically will update and supersede this information. The Annual Report on Form 10-K of RiverSource Life Insurance Company for the year ended December 31, 2012, File No. 33-28976, that we previously filed with the SEC under the Securities Exchange Act of 1934 (1934 Act) is incorporated by reference into this prospectus, as well as all of our subsequent annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC under the 1934 Act. To access this document, see “SEC Filings” under “Investors Relations” on our website at www.ameriprise.com.

RiverSource Life will furnish you without charge a copy of any or all of the documents incorporated by reference into this prospectus, including any exhibits to such documents which have been specifically incorporated by reference. We will do so upon receipt of your written or oral request. You can contact RiverSource Life at the telephone number and address listed on the first page of this prospectus.

AVAILABLE INFORMATION
This prospectus is part of a registration statement we file with the SEC. Additional information on RiverSource Life and on this offering is available in the registration statement. You can obtain copies of these materials at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. In addition to this prospectus, the SAI and information about the contract, information incorporated by reference is available on the EDGAR Database on the SEC’s Internet site at (http://www.sec.gov).

INDEMNIFICATION
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (Securities Act) may be permitted to directors and officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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APPENDICES

Table of Contents and Cross-Reference Table

APPENDIX NAME	PAGE #	CROSS-REFERENCE	PAGE #

Appendix A: Example — Market Value Adjustment (MVA)	p. 83	Guarantee Period Accounts (GPAs)	p. 30

Appendix B: Example — Withdrawal Charges	p. 85	Charges — Withdrawal Charges	p. 37

Appendix C: Example — Death Benefits	p. 90	Benefits in Case of Death	p. 52

Appendix D: Example — Accumulation Protector Benefit Rider	p. 93	Optional Benefits — Accumulation Protector Benefit Rider	p. 56

Appendix E: Example — SecureSource Riders	p. 94	Optional Benefits — SecureSource Riders	p. 58

Appendix F: SecureSource Riders — Additional RMD Disclosure	p. 98	Optional Benefits — Benefit Protector Death Benefit Rider	p. 71

Appendix G: Example — Benefit Protector Death Benefit Rider	p. 100	Optional Benefits — Benefit Protector Plus Death Benefit Rider	p. 71

Appendix H: Example — Benefit Protector Plus Death Benefit Rider	p. 102	Buying Your Contract — Purchase Payment Credits	p. 35

Appendix I: Purchase Payment Credits for Eligible Contracts	p. 104	N/A

Appendix J: Asset Allocation Program for Contracts with Applications Signed Before May 1, 2006	p. 105	N/A

Appendix K: Guarantor Withdrawal Benefit for Life Rider Disclosure	p. 106	N/A

Appendix L: Guarantor Withdrawal Benefit Rider Disclosure	p. 118	N/A

Appendix M: Income Assurer Benefit Riders	p. 125	N/A

Appendix N: Condensed Financial Information (Unaudited)	p. 134	Condensed Financial Information (Unaudited)	p. 15

The purpose of these appendices is first to illustrate the operation of various contract features and riders; second, to provide additional disclosure regarding various contract features and riders; and lastly, to provide condensed financial history (unaudited) of the subaccounts.

In order to demonstrate the contract features and riders, an example may show hypothetical contract values. These contract values do not represent past or future performance. Actual contract values may be more or less than those shown and will depend on a number of factors, including but not limited to the investment experience of the subaccounts, GPAs, DCA fixed account, and one-year fixed account and the fees and charges that apply to your contract.

The examples of death benefits and optional riders in appendices C through E and K through M include a partial withdrawal to illustrate the effect of a partial withdrawal on the particular benefit. These examples are intended to show how the optional riders operate, and do not take into account whether the rider is part of a qualified contract. Qualified contracts are subject to required minimum distributions at certain ages which may require you to take partial withdrawals from the contract (see “Taxes — Qualified Annuities — Required Minimum Distributions”). If you are considering the addition of certain death benefits and/or optional riders to a qualified contract, you should consult your tax advisor prior to making a purchase for an explanation of the potential tax implications to you.

 82  RIVERSOURCE ENDEAVOR SELECT VARIABLE ANNUITY — PROSPECTUS

Appendix A: Example — Market Value Adjustment (MVA)

As the examples below demonstrate, the application of an MVA may result in either a gain or a loss of principal. We refer to all of the transactions described below as “early withdrawals.”

Assumptions:

•	You purchase a contract and allocate part of your purchase payment to the ten-year GPA; and

•	we guarantee an interest rate of 3.0% annually for your ten-year guarantee period; and

•	after three years, you decide to make a withdrawal from your GPA. In other words, there are seven years left in your guarantee period.

Remember that the MVA depends partly on the interest rate of a new GPA for the same number of years as the guarantee period remaining on your GPA. In this case, that is seven years.

Example 1: Remember that your GPA is earning 3.0%. Assume at the time of your withdrawal new GPAs that we offer with a seven-year guarantee period are earning 3.5%. We add 0.10% to the 3.5% rate to get 3.6%. Your GPA’s 3.0% rate is less than the 3.6% rate and, so the MVA will be negative.

Example 2: Remember again that your GPA is earning 3.0%, and assume that new GPAs that we offer with a seven-year guarantee period are earning 2.5%. We add 0.10% to the 2.5% rate to get 2.6%. In this example, since your GPA’s 3.0% rate is greater than the 2.6% rate, the MVA will be positive. To determine that adjustment precisely, you will have to use the formula described below.

Sample MVA Calculations
The precise MVA formula we apply is as follows:

Early withdrawal amount ×	[(	1 + i 1 + j + .001)	n/12	− 1 ]	= MVA

Where i	= rate earned in the GPA from which amounts are being transferred or withdrawn.

j	= current rate for a new guarantee period equal to the remaining term in the current guarantee period.

n	= number of months remaining in the current guarantee period (rounded up).

Examples — MVA
Using assumptions similar to those we used in the examples above:

•	You purchase a contract and allocate part of your purchase payment to the ten-year GPA;

•	we guarantee an interest rate of 3.0% annually for your ten-year guarantee period; and

•	after three years, you decide to make a $1,000 withdrawal from your GPA. In other words, there are seven years left in your guarantee period.

Example 1: You request an early withdrawal of $1,000 from your ten-year GPA earning a guaranteed interest rate of 3.0%. Assume at the time of your withdrawal new GPAs that we offer with a seven-year guarantee period are earning 3.5%. Using the formula above, we determine the MVA as follows:

$1,000 ×	[(	1.030 1 + .035 + .001)	84/12	− 1]	= –$39.84

In this example, the MVA is a negative $39.84.

Example 2: You request an early withdrawal of $1,000 from your ten-year GPA earning a guaranteed interest rate of 3.0%. Assume at the time of your withdrawal new GPAs that we offer with a seven-year guarantee period are earning 2.5%. Using the formula above, we determine the MVA as follows:

$1,000 ×	[(	1.030 1 + .025 + .001)	84/12	− 1]	= $27.61

In this example, the MVA is a positive $27.61.

Please note that when you allocate your purchase payment to the ten-year GPA and your purchase payment is in its fourth year from receipt at the beginning of the guarantee period, your withdrawal charge percentage is 7%, if you elected the seven-

RIVERSOURCE ENDEAVOR SELECT VARIABLE ANNUITY — PROSPECTUS 83

year withdrawal charge schedule and 4% if you elected a five-year withdrawal charge schedule. (See “Charges — Withdrawal Charge.”) We do not apply MVAs to the amounts we deduct for withdrawal charges, so we would deduct the withdrawal charge from your early withdrawal after we applied the MVA. Also note that when you request an early withdrawal, we withdraw an amount from your GPA that will give you the net amount you requested after we apply the MVA and any applicable withdrawal charge, unless you request otherwise.

The current interest rate we offer on the GPA will change periodically at our discretion. It is the rate we are then paying on purchase payments, renewals and transfers paid under this class of contracts for guarantee period durations equaling the remaining guarantee period of the GPA to which the formula is being applied.

 84  RIVERSOURCE ENDEAVOR SELECT VARIABLE ANNUITY — PROSPECTUS

Appendix B: Example — Withdrawal Charges

For purposes of calculating any withdrawal charge, including the examples illustrated below, we treat amounts withdrawn from your contract value in the following order:

1.	First, in each contract year, we withdraw amounts totaling:

•	up to 10% of your prior anniversary’s contract value or your contract’s remaining benefit payment if you elected the Guarantor Withdrawal Benefit rider and your remaining benefit payment is greater than 10% of your prior anniversary’s contract value. We do not assess a withdrawal charge on this amount.

•	up to 10% of your prior anniversary’s contract value or the greater of your contract’s remaining benefit payment or remaining annual lifetime payment if you elected the SecureSource rider or the Guarantor Withdrawal Benefit for Life rider, and the greater of your RALP and your remaining benefit payment is greater than 10% of your prior anniversary’s contract value. We do not assess a withdrawal charge on this amount.

2.	Next, we withdraw contract earnings, if any, that are greater than the amount described in number one above. We do not assess a withdrawal charge on contract earnings.

3.	Next we withdraw purchase payments received prior to the withdrawal charge period shown in your contract. We do not assess a withdrawal charge on these purchase payments.

4.	Finally, if necessary, we withdraw purchase payments received that are still within the withdrawal charge period you selected and shown in your contract. We withdraw these payments on a “first-in, first-out” (FIFO) basis. We do assess a withdrawal charge on these payments.

After withdrawing earnings in numbers one and two above, we next withdraw enough additional contract value (ACV) to meet your requested withdrawal amount. If the amount described in number one above was greater than contract earnings prior to the withdrawal, the excess (XSF) will be excluded from the purchase payments being withdrawn that were received most recently when calculating the withdrawal charge. We determine the amount of purchase payments being withdrawn (PPW) in numbers three and four above as:

       PPW = XSF + (ACV – XSF) / (CV – TFA) × (PPNPW – XSF)

If the additional contract value withdrawn is less than XSF, then PPW will equal ACV.

We determine current contract earnings (CE) by looking at the entire contract value (CV), not the earnings of any particular subaccount, GPA, the one-year fixed account or the DCA fixed account. If the contract value is less than purchase payments received and not previously withdrawn (PPNPW) then contract earnings are zero.

The examples below show how the withdrawal charge for a full and partial withdrawal is calculated for a contract with a seven-year withdrawal charge schedule. Each example illustrates the amount of the withdrawal charge for both a contract that experiences gains and a contract that experiences losses, given the same set of assumptions.

RIVERSOURCE ENDEAVOR SELECT VARIABLE ANNUITY — PROSPECTUS 85

Full withdrawal charge calculation — seven-year withdrawal charge schedule:

This is an example of how we calculate the withdrawal charge on a contract with a seven-year (from the date of each purchase payment) withdrawal charge schedule and the following history:

Assumptions:

•	We receive a single $50,000 purchase payment;

•	During the fourth contract year you withdraw the contract for its total value. The withdrawal charge percentage in the fourth year after a purchase payment is 7.0%; and

•	You have made no prior withdrawals.

We will look at two situations, one where the contract has a gain and another where there is a loss:

	Contract with Gain	Contract with Loss
Contract value just prior to withdrawal:	60,000.00	40,000.00
Contract value on prior anniversary:	58,000.00	42,000.00

We calculate the withdrawal charge as follows:

		Contract with Gain	Contract with Loss
Step 1.	First, we determine the amount of earnings available in the contract at the time of withdrawal as:
	Contract value just prior to withdrawal (CV):	60,000.00	40,000.00
	Less purchase payments received and not previously withdrawn
	(PPNPW):	50,000.00	50,000.00

	Earnings in the contract (but not less than zero):	10,000.00	0.00

Step 2.	Next, we determine the Total Free Amount (TFA) available in the contract as the greatest of the following values:
	Earnings in the contract:	10,000.00	0.00
	10% of the prior anniversary’s contract value:	5,800.00	4,200.00

	TFA (but not less than zero):	10,000.00	4,200.00

Step 3.	Next we determine ACV, the amount by which the contract value withdrawn exceeds earnings.
	Contract value withdrawn:	60,000.00	40,000.00
	Less earnings in the contract:	10,000.00	0.00

	ACV (but not less than zero):	50,000.00	40,000.00

Step 4.	Next we determine XSF, the amount by which 10% of the prior anniversary’s contract value exceeds earnings.
	10% of the prior anniversary’s contract value:	5,800.00	4,200.00
	Less earnings in the contract:	10,000.00	0.00

	XSF (but not less than zero):	0.00	4,200.00

Step 5.	Now we can determine how much of the PPNPW is being withdrawn (PPW) as follows:

	PPW = XSF + (ACV – XSF) / (CV – TFA) × (PPNPW – XSF)
	XSF from Step 4 =	0.00	4,200.00
	ACV from Step 3 =	50,000.00	40,000.00
	CV from Step 1 =	60,000.00	40,000.00
	TFA from Step 2 =	10,000.00	4,200.00
	PPNPW from Step 1 =	50,000.00	50,000.00

	PPW =	50,000.00	50,000.00

 86  RIVERSOURCE ENDEAVOR SELECT VARIABLE ANNUITY — PROSPECTUS

		Contract with Gain	Contract with Loss
Step 6.	We then calculate the withdrawal charge as a percentage of PPW. Note that for a contract with a loss, PPW may be greater than the amount you request to withdraw:
	PPW:	50,000.00	50,000.00
	less XSF:	0.00	4,200.00

	amount of PPW subject to a withdrawal charge:	50,000.00	45,800.00
	multiplied by the withdrawal charge rate:	× 7.0%	× 7.0%

	withdrawal charge:	3,500.00	3,206.00

Step 7.	The dollar amount you will receive as a result of your full withdrawal is determined as:
	Contract value withdrawn:	60,000.00	40,000.00
	Withdrawal charge:	(3,500.00)	(3,206.00)
	Contract charge (assessed upon full withdrawal):	(40.00)	(40.00)

	Net full withdrawal proceeds:	$56,460.00	$36,754.00

RIVERSOURCE ENDEAVOR SELECT VARIABLE ANNUITY — PROSPECTUS 87

Partial withdrawal charge calculation — seven-year withdrawal charge schedule:

This is an example of how we calculate the withdrawal charge on a contract with a seven-year (from the date of each purchase payment) withdrawal charge schedule and the following history:

Assumptions:

•	We receive a single $50,000 purchase payment;

•	During the fourth contract year you request a net partial withdrawal of $15,000.00. The withdrawal charge percentage in the fourth year after a purchase payment is 7.0%; and

•	You have made no prior withdrawals.

We will look at two situations, one where the contract has a gain and another where there is a loss:

	Contract with Gain	Contract with Loss

Contract value just prior to withdrawal:	60,000.00	40,000.00
Contract value on prior anniversary:	58,000.00	42,000.00

We determine the amount of contract value that must be withdrawn in order for the net partial withdrawal proceeds to match the amount requested. We start with an estimate of the amount of contract value to withdraw and calculate the resulting withdrawal charge and net partial withdrawal proceeds as illustrated below. We then adjust our estimate and repeat until we determine the amount of contract value to withdraw that generates the desired net partial withdrawal proceeds.

We calculate the withdrawal charge for each estimate as follows:

Step 1.	First, we determine the amount of earnings available in the contract at the time of withdrawal as:
	Contract value just prior to withdrawal (CV):	60,000.00	40,000.00
	Less purchase payments received and not previously withdrawn
	(PPNPW):	50,000.00	50,000.00

	Earnings in the contract (but not less than zero):	10,000.00	0.00

Step 2.	Next, we determine the Total Free Amount (TFA) available in the contract as the greatest of the following values:
	Earnings in the contract:	10,000.00	0.00
	10% of the prior anniversary’s contract value:	5,800.00	4,200.00

	TFA (but not less than zero):	10,000.00	4,200.00

Step 3.	Next we determine ACV, the amount by which the contract value withdrawn exceeds earnings.
	Contract value withdrawn:	15,376.34	16,062.31
	Less earnings in the contract:	10,000.00	0.00

	ACV (but not less than zero):	5,376.34	16,062.31

Step 4.	Next we determine XSF, the amount by which 10% of the prior anniversary’s contract value exceeds earnings.
	10% of the prior anniversary’s contract value:	5,800.00	4,200.00
	Less earnings in the contract:	10,000.00	0.00

	XSF (but not less than zero):	0.00	4,200.00

 88  RIVERSOURCE ENDEAVOR SELECT VARIABLE ANNUITY — PROSPECTUS

Step 5.	Now we can determine how much of the PPNPW is being withdrawn (PPW) as follows:

	PPW = XSF + (ACV – XSF) / (CV – TFA) × (PPNPW – XSF)

	XSF from Step 4 =	0.00	4,200.00
	ACV from Step 3 =	5,376.34	16,062.31
	CV from Step 1 =	60,000.00	40,000.00
	TFA from Step 2 =	10,000.00	4,200.00
	PPNPW from Step 1 =	50,000.00	50,000.00

	PPW =	5,376.34	19,375.80

Step 6.	We then calculate the withdrawal charge as a percentage of PPW. Note that for a contract with a loss, PPW may be greater than the amount you request to withdraw:
	PPW:	5,376.34	19,375.80
	less XSF:	0.00	4,200.00

	amount of PPW subject to a withdrawal charge:	5,376.34	15,175.80
	multiplied by the withdrawal charge rate:	× 7.0%	× 7.0%

	withdrawal charge:	376.34	1,062.31

Step 7.	The dollar amount you will receive as a result of your partial withdrawal is determined as:
	Contract value withdrawn:	15,376.34	16,062.31
	Withdrawal charge:	(376.34)	(1,062.31)

	Net partial withdrawal proceeds:	$15,000.00	$15,000.00

RIVERSOURCE ENDEAVOR SELECT VARIABLE ANNUITY — PROSPECTUS 89

Appendix C: Example — Death Benefits

Example — ROP Death Benefit

•	You purchase the contract with a payment of $20,000; and

•	on the first contract anniversary you make an additional purchase payment of $5,000; and

•	During the second contract year the contract value falls to $22,000 and you take a $1,500 (including withdrawal charge) partial withdrawal; and

•	During the third contract year the contract value grows to $23,000.

We calculate the ROP Death Benefit as follows:
Contract value at death:	$23,000.00

Purchase payments minus adjusted partial withdrawals:
Total purchase payments:	$25,000.00
minus adjusted partial withdrawals calculated as:
$1,500 × $25,000 $22,000 =	–1,704.55

for a death benefit of:	$23,295.45

The ROP Death Benefit, calculated as the greatest of these two values:	$23,295.45

Example — MAV Death Benefit

•	You purchase the contract with a payment of $25,000; and

•	on the first contract anniversary the contract value grows to $26,000; and

•	During the second contract year the contract value falls to $22,000, at which point you take a $1,500 (including withdrawal charge) partial withdrawal, leaving a contract value of $20,500.

We calculate the MAV Death Benefit, which is based on the greater of three values, as follows:
1. Contract value at death:	$20,500.00

2. Purchase payments minus adjusted partial withdrawals:
Total purchase payments:	$25,000.00
minus adjusted partial withdrawals, calculated as:
$1,500 × $25,000 $22,000 =	–1,704.55

for a death benefit of:	$23,295.45

3. The MAV immediately preceding the date of death:
Greatest of your contract anniversary values:	$26,000.00
plus purchase payments made since the prior anniversary:	+0.00
minus the death benefit adjusted partial withdrawals, calculated as:
$1,500 × $26,000 $22,000 =	–1,772.73

for a death benefit of:	$24,227.27

The MAV Death Benefit, calculated as the greatest of these three values, which is the MAV:	$24,227.27

 90  RIVERSOURCE ENDEAVOR SELECT VARIABLE ANNUITY — PROSPECTUS

Example — 5% Accumulation Death Benefit

Assumptions:

•	You purchase the contract with a payment of $25,000 with $5,000 allocated to the GPA accounts and $20,000 allocated to the subaccounts; and

•	on the first contract anniversary, the GPA account value is $5,200 and the subaccount value is $17,000. Total contract value is $23,200; and

•	During the second contract year the GPA account value is $5,300 and the subaccount value is $19,000. Total contract value is $24,300. You take a $1,500 (including withdrawal charge) partial withdrawal all from the subaccounts, leaving the contract value at $22,800.

The death benefit, which is based on the greatest of three values, is calculated as follows:
1. Contract value at death:	$22,800.00

2. Purchase payments minus adjusted partial withdrawals:
Total purchase payments:	$25,000.00
minus adjusted partial withdrawals, calculated as:
$1,500 × $25,000 $24,300 =	–1,543.21

for a death benefit of:	$23,456.79

3. The 5% variable account floor:
The variable account floor on the first contract anniversary,
calculated as: 1.05 x $20,000 =	$21,000.00
plus amounts allocated to the subaccounts since that anniversary:	+0.00
minus the 5% variable account floor adjusted partial withdrawal from the subaccounts, calculated as:
$1,500 × $21,000 $19,000 =	–1,657.89

variable account floor benefit:	$19,342.11
plus the GPA account value:	+5,300.00

5% variable account floor (value of the GPA account and the variable account floor):	$24,642.11

The 5% Accumulation Death Benefit, calculated as the greatest of these three values, which is the 5% variable account floor:	$24,642.11

RIVERSOURCE ENDEAVOR SELECT VARIABLE ANNUITY — PROSPECTUS 91

Example — Enhanced Death Benefit

Assumptions:

•	You purchase the contract with a payment of $25,000 with $5,000 allocated to the GPA accounts and $20,000 allocated to the subaccounts; and

•	on the first contract anniversary, the GPA account value is $5,200 and the subaccount value is $17,000. Total contract value is $23,200; and

•	During the second contract year the GPA account value is $5,300 and the subaccount value is $19,000. Total contract value is $24,300. You take a $1,500 (including withdrawal charge) partial withdrawal all from the subaccounts, leaving the contract value at $22,800.

The death benefit which is based on the greatest of four values, is calculated as follows:
1. Contract value at death:	$22,800.00

2. Purchase payments minus adjusted partial withdrawals:
Total purchase payments:	$25,000.00
minus adjusted partial withdrawals, calculated as:
$1,500 × $25,000 $24,300c =	–1,543.21

for a death benefit of:	$23,456.79

3. The MAV on the anniversary immediately preceding the date of death:
The MAV on the immediately preceding anniversary:	$25,000.00
plus purchase payments made since that anniversary:	+0.00
minus adjusted partial withdrawals made since that anniversary, calculated as:
$1,500 × $25,000 $24,300 =	–1,543.21

for a MAV Death Benefit of:	$23,456.79

4. The 5% variable account floor:
The variable account floor the first contract anniversary calculated as: 1.05 x $20,000 =	$21,000.00
plus amounts allocated to the subaccounts since that anniversary:	+0.00
minus the 5% variable account floor adjusted partial withdrawal from the subaccounts, calculated as:
$1,500 × $21,000 $19,000 =	–1,657.89

variable account floor benefit:	$19,342.11
plus the GPA value:	+5,300.00

5% variable account floor (value of the GPAs and the variable account floor):	$24,642.11

Enhanced Death Benefit, calculated as the greatest of these four values, which is the 5% variable account floor:	$24,642.11

 92  RIVERSOURCE ENDEAVOR SELECT VARIABLE ANNUITY — PROSPECTUS

Appendix D: Example — Accumulation Protector Benefit Rider

The following example shows how the Accumulation Benefit rider works based on hypothetical values. It is not intended to depict investment performance of the contract.

The example assumes:

•	You purchase the contract (with the Accumulation Protector Benefit rider) with a payment of $100,000. No purchase payment credit applies.

•	You make no additional purchase payments.

•	You do not exercise the elective step-up option.

•	The Accumulation Protector Benefit rider fee is 0.80%.

		Partial			Accumulation
End of	Assumed Net	Withdrawal	Adjusted		Protector
Contract	Rate of	(beginning	Partial		Benefit	Contract
Year	Return	of year)	Withdrawal	MCAV	Amount	Value

1	12%	$0	$0	$100,000	$0	$111,104

2	15%	0	0	101,398	0	126,747

3	3%	0	0	103,604	0	129,505

4	–8%	0	0	103,604	0	118,192

5	–15%	0	0	103,604	0	99,634

6	20%	2,000	2,080	101,525	0	116,224

7	15%	0	0	106,071	0	132,588

8	–10%	0	0	106,071	0	118,375

9	–20%	5,000	4,480	101,590	0	89,851

10	–12%	0	0	101,590	23,334	78,256

RIVERSOURCE ENDEAVOR SELECT VARIABLE ANNUITY — PROSPECTUS 93

Appendix E: Example — SecureSource Riders

EXAMPLE #1: Single Life benefit: Covered person has not reached age 65 at the time the contract and rider are purchased.

Assumptions:

•	You purchase the contract with a payment of $100,000 and make no additional payments to the contract.

•	You are the sole owner and also the annuitant. You are age 60.

•	Automatic annual step-ups are applied each anniversary when available, where the contract value is greater than the RBA and/or 6% of the contract value is greater than the ALP. Applied annual step-ups are indicated in bold.

•	You elect the Moderate PN program investment option at issue. On the 1st contract anniversary, you elect to change to the Moderately Aggressive PN program investment option. The target PN program investment option under the contract is the Moderate PN program investment option.

			Hypothetical
Contract			Assumed
Duration	Purchase	Partial	Contract	Basic Withdrawal Benefit						Lifetime Withdrawal Benefit
in Years	Payments	Withdrawals	Value	GBA		RBA		GBP	RBP	ALP			RALP

At Issue	$100,000	$ N/A	$100,000	$100,000		$100,000		$7,000	$7,000	$	N/A		$	N/A

0.5	0	5,000	92,000	100,000		95,000		7,000	2,000		N/A			N/A

1	0	0	90,000	90,000	(1)	90,000	(1)	6,300	6,300		N/A			N/A

2	0	0	81,000	90,000		90,000		6,300	6,300		N/A			N/A

5	0	0	75,000	90,000		90,000		6,300	6,300		5,400	(2)		5,400	(2)

5.5	0	5,400	70,000	90,000		84,600		6,300	900		5,400			0

6	0	0	69,000	90,000		84,600		6,300	6,300		5,400			5,400

6.5	0	6,300	62,000	90,000		78,300		6,300	0		3,720	(3)		0

7	0	0	64,000	90,000		78,300		6,300	6,300		3,840			3,840

7.5	0	10,000	51,000	51,000	(4)	51,000	(4)	3,570	0		3,060	(4)		0

8	0	0	55,000	55,000		55,000		3,850	3,850		3,300			3,300

At this point, assuming no additional activity (step ups, excess withdrawals, purchase payments, spousal continuation, contract ownership change, or PN program investment option changes), you can continue to withdraw up to either the GBP of $3,850 each year until the RBA is reduced to zero, or the ALP of $3,300 each year until the later of your death or the RBA is reduced to zero.

(1)	Allocation to the Moderately Aggressive investment option during a withdrawal phase will reset the benefit. The GBA is reset to the lesser of the prior GBA or the contract value. The RBA is reset to the lesser of the prior RBA or the contract value. The ALP (if established) is reset to the lesser of the prior ALP or 6% of the contract value. Any future withdrawals will reallocate your contract value to the Moderate investment option if you are invested more aggressively than the Moderate investment option.
(2)	The ALP and RALP are established on the contract anniversary date following the date the covered person reaches age 65 as 6% of the RBA.
(3)	The $6,300 withdrawal is greater than the $5,400 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the ALP, resetting the ALP to the lesser of the prior ALP or 6% of the contract value following the withdrawal.
(4)	The $10,000 withdrawal is greater than both the $6,300 RBP allowed under the basic withdrawal benefit and the $3,840 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the GBA, RBA, and ALP. The GBA is reset to the lesser of the prior GBA or the contract value following the withdrawal. The RBA is reset to the lesser of the prior RBA less the withdrawal or the contract value following the withdrawal. The ALP is reset to the lesser of the prior ALP or 6% of the contract value following the withdrawal.

 94  RIVERSOURCE ENDEAVOR SELECT VARIABLE ANNUITY — PROSPECTUS

EXAMPLE #2: Single Life benefit: covered person has reached 65 at the time the contract and rider are purchased.

Assumptions:

•	You purchase the contract with a payment of $100,000 and make no additional payments to the contract.

•	You are the sole owner and also the annuitant. You are age 65.

•	Automatic annual step-ups are applied each anniversary when available, where the contract value is greater than the RBA and/or 6% of the contract value is greater than the ALP. Applied annual step-ups are indicated in bold.

•	Your death occurs after 6 1/2 contract years and your spouse continues the contract and rider. Your spouse is over age 65 and is the new covered person.

			Hypothetical
Contract			Assumed
Duration	Purchase	Partial	Contract	Basic Withdrawal Benefit							Lifetime Withdrawal Benefit
in Years	Payments	Withdrawals	Value	GBA		RBA		GBP	RBP		ALP		RALP

At Issue	$100,000	$ N/A	$100,000	$100,000		$100,000		$7,000	$7,000		$6,000		$6,000

1	0	0	105,000	105,000		105,000		7,350	7,000	(1)	6,300		6,000	(1)

2	0	0	110,000	110,000		110,000		7,700	7,000	(1)	6,600		6,000	(1)

3	0	0	110,000	110,000		110,000		7,700	7,700	(2)	6,600		6,600	(2)

3.5	0	6,600	110,000	110,000		103,400		7,700	1,100		6,600		0

4	0	0	115,000	115,000		115,000		8,050	8,050		6,900		6,900

4.5	0	8,050	116,000	115,000		106,950		8,050	0		6,900	(3)	0

5	0	0	120,000	120,000		120,000		8,400	8,400		7,200		7,200

5.5	0	10,000	122,000	120,000	(4)	110,000	(4)	8,400	0		7,200	(4)	0

6	0	0	125,000	125,000		125,000		8,750	8,750		7,500		7,500

6.5	0	0	110,000	125,000		125,000		8,750	8,750		6,600	(5)	6,600	(5)

7	0	0	105,000	125,000		125,000		8,750	8,750		6,600		6,600

At this point, assuming no additional activity (step ups, excess withdrawals, purchase payments, contract ownership change, or PN program investment option changes), your spouse can continue to withdraw up to either the GBP of $8,750 each year until the RBA is reduced to zero, or the ALP of $6,600 each year until the later of your spouse’s death or the RBA is reduced to zero.

(1)	The annual step-up has not been applied to the RBP or RALP because any withdrawal after step up during the waiting period would reverse any prior step ups prior to determining if the withdrawal is excess. Therefore, during the waiting period, the RBP is the amount you can withdraw without incurring the GBA and RBA excess withdrawal processing, and the RALP is the amount you can withdraw without incurring the ALP excess withdrawal processing.
(2)	On the third anniversary (after the end of the waiting period), the RBP and RALP are set equal to the GBP and ALP, respectively.
(3)	The $8,050 withdrawal is greater than the $6,900 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the ALP, resetting the ALP to the lesser of the prior ALP or 6% of the contract value following the withdrawal.
(4)	The $10,000 withdrawal is greater than both the $8,400 RBP allowed under the basic withdrawal benefit and the $7,200 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the GBA, RBA, and ALP. The GBA is reset to the lesser of the prior GBA or the contract value following the withdrawal. The RBA is reset to the lesser of the prior RBA less the withdrawal or the contract value following the withdrawal. The ALP is reset to the lesser of the prior ALP or 6% of the contract value following the withdrawal.
(5)	At spousal continuation, the ALP is reset to the lesser of the prior ALP or 6% of the contract value and the RALP is reset to the ALP.

RIVERSOURCE ENDEAVOR SELECT VARIABLE ANNUITY — PROSPECTUS 95

EXAMPLE #3: Joint Life benefit: Younger covered spouse has not reached 65 at the time the contract and rider are purchased.

Assumptions:

•	You purchase the contract with a payment of $100,000 and make no additional payments to the contract.

•	You are age 59 and your spouse is age 60.

•	Automatic annual step-ups are applied each anniversary when available, where the contract value is greater than the RBA and/or 6% of the contract value is greater than the ALP. Applied annual step-ups are indicated in bold.

•	You elect the Moderate PN program investment option at issue. On the 1st contract anniversary, you elect to change to the Moderately Aggressive PN program investment option. The target investment option under the contract is the Moderate PN program investment option.

•	Your death occurs after 9 1/2 contract years and your spouse continues the contract and rider; the lifetime benefit is not reset.

			Hypothetical
Contract			Assumed
Duration	Purchase	Partial	Contract	Basic Withdrawal Benefit						Lifetime Withdrawal Benefit
in Years	Payments	Withdrawals	Value	GBA		RBA		GBP	RBP	ALP			RALP

At Issue	$100,000	$ N/A	$100,000	$100,000		$100,000		$7,000	$7,000	$	N/A		$	N/A

0.5	0	5,000	92,000	100,000		95,000		7,000	2,000		N/A			N/A

1	0	0	90,000	90,000	(1)	90,000	(1)	6,300	6,300		N/A			N/A

2	0	0	81,000	90,000		90,000		6,300	6,300		N/A			N/A

6	0	0	75,000	90,000		90,000		6,300	6,300		5,400	(2)		5,400	(2)

6.5	0	5,400	70,000	90,000		84,600		6,300	900		5,400			0

7	0	0	69,000	90,000		84,600		6,300	6,300		5,400			5,400

7.5	0	6,300	62,000	90,000		78,300		6,300	0		3,720	(3)		0

8	0	0	64,000	90,000		78,300		6,300	6,300		3,840			3,840

8.5	0	10,000	51,000	51,000	(4)	51,000	(4)	3,570	0		3,060	(4)		0

9	0	0	55,000	55,000		55,000		3,850	3,850		3,300			3,300

9.5	0	0	54,000	55,000		55,000		3,850	3,850		3,300			3,300

10	0	0	52,000	55,000		55,000		3,850	3,850		3,300			3,300

At this point, assuming no additional activity (step ups, excess withdrawals, purchase payments, or PN program investment option changes), your spouse can continue to withdraw up to either the GBP of $3,850 each year until the RBA is reduced to zero, or the ALP of $3,300 each year until the later of your spouse’s death or the RBA is reduced to zero.

(1)	The ALP and RALP are established on the contract anniversary date following the date the younger covered spouse reaches age 65 as 6% of the RBA.
(2)	Allocation to the Moderately Aggressive investment option during a withdrawal phase will reset the benefit. The GBA is reset to the lesser of the prior GBA or the contract value. The RBA is reset to the lesser of the prior RBA or the contract value. The ALP is reset to the lesser of the prior ALP or 6% of the contract value. Any future withdrawals will reallocate your contract value to the Moderate investment option if you are invested more aggressively than the Moderate investment option.
(3)	The $6,300 withdrawal is greater than the $5,400 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the ALP, resetting the ALP to the lesser of the prior ALP or 6% of the contract value following the withdrawal.
(4)	The $10,000 withdrawal is greater than both the $6,300 RBP allowed under the basic withdrawal benefit and the $3,840 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the GBA, RBA, and ALP. The GBA is reset to the lesser of the prior GBA or the contract value following the withdrawal. The RBA is reset to the lesser of the prior RBA less the withdrawal or the contract value following the withdrawal. The ALP is reset to the lesser of the prior ALP or 6% of the contract value following the withdrawal.

 96  RIVERSOURCE ENDEAVOR SELECT VARIABLE ANNUITY — PROSPECTUS

EXAMPLE #4: Joint Life benefit: Younger covered spouse has reached 65 at the time the contract and rider are purchased.

Assumptions:

•	You purchase the contract with a payment of $100,000 and make no additional payments to the contract

•	You are age 71 and your spouse is age 70.

•	Automatic annual step-ups are applied each anniversary when available, where the contract value is greater than the RBA and/or 6% of the contract value is greater than the ALP. Applied annual step-ups are indicated in bold.

•	Your death occurs after 6 1/2 contract years and your spouse continues the contract and rider; the lifetime benefit is not reset.

			Hypothetical
			Assumed
Contract	Purchase	Partial	Contract	Basic Withdrawal Benefit							Lifetime Withdrawal Benefit
Duration	Payments	Withdrawals	Value	GBA		RBA		GBP	RBP		ALP		RALP

At Issue	$100,000	$ N/A	$100,000	$100,000		$100,000		$7,000	$7,000		$6,000		$6,000

1	0	0	105,000	105,000		105,000		7,350	7,000	(1)	6,300		6,000	(1)

2	0	0	110,000	110,000		110,000		7,700	7,000	(1)	6,600		6,000	(1)

3	0	0	110,000	110,000		110,000		7,700	7,700	(2)	6,600		6,600	(2)

3.5	0	6,600	110,000	110,000		103,400		7,700	1,100		6,600		0

4	0	0	115,000	115,000		115,000		8,050	8,050		6,900		6,900

4.5	0	8,050	116,000	115,000		106,950		8,050	0		6,900	(3)	0

5	0	0	120,000	120,000		120,000		8,400	8,400		7,200		7,200

5.5	0	10,000	122,000	120,000	(4)	110,000	(4)	8,400	0		7,200	(4)	0

6	0	0	125,000	125,000		125,000		8,750	8,750		7,500		7,500

6.5	0	0	110,000	125,000		125,000		8,750	8,750		7,500		7,500

7	0	0	105,000	125,000		125,000		8,750	8,750		7,500		7,500

At this point, assuming no additional activity (step ups, excess withdrawals, purchase payments, or PN program investment option changes), your spouse can continue to withdraw up to either the GBP of $8,750 each year until the RBA is reduced to zero, or the ALP of $7,500 each year until the later of your spouse’s death or the RBA is reduced to zero.

(1)	The annual step-up has not been applied to the RBP or RALP because any withdrawal after step up during the waiting period would reverse any prior step ups prior to determining if the withdrawal is excess. Therefore, during the waiting period, the RBP is the amount you can withdraw without incurring the GBA and RBA excess withdrawal processing, and the RALP is the amount you can withdraw without incurring the ALP excess withdrawal processing.
(2)	On the third anniversary (after the end of the waiting period), the RBP and RALP are set equal to the GBP and ALP, respectively.
(3)	The $8,050 withdrawal is greater than the $6,900 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the ALP, resetting the ALP to the lesser of the prior ALP or 6% of the contract value following the withdrawal.
(4)	The $10,000 withdrawal is greater than both the $8,400 RBP allowed under the basic withdrawal benefit and the $7,200 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the GBA, RBA, and ALP. The GBA is reset to the lesser of the prior GBA or the contract value following the withdrawal. The RBA is reset to the lesser of the prior RBA less the withdrawal or the contract value following the withdrawal. The ALP is reset to the lesser of the prior ALP or 6% of the contract value following the withdrawal.

RIVERSOURCE ENDEAVOR SELECT VARIABLE ANNUITY — PROSPECTUS 97

Appendix F: SecureSource® Riders — Additional RMD Disclosure

This appendix describes our current administrative practice for determining the amount of withdrawals in any contract year which an owner may take under a SecureSource rider to satisfy the RMD rules under 401(a)(9) of the Code without application of the excess withdrawal processing described in the rider. We reserve the right to modify this administrative practice at any time upon 30 days’ written notice to you.

For owners subject to annual RMD rules under Section 401(a)(9) of the Code, the amounts you withdraw each year from this contract to satisfy these rules are not subject to excess withdrawal processing under the terms of the rider subject to the following rules and our current administrative practice:

(1)	If on the date we calculated your Annual Life Expectancy Required Minimum Distribution Amount (ALERMDA), it is greater than the RBP from the beginning of the current contract year,

•	Basic Additional Benefit Amount (BABA) will be set equal to that portion of your ALERMDA that exceeds the RBP from the beginning of the current contract year.
•	Any withdrawals taken in a contract year will count first against and reduce the RBP for that contract year.
•	Once the RBP for the current contract year has been depleted, any additional amounts withdrawn will count against and reduce the BABA. These withdrawals will not be considered excess withdrawals with regard to the GBA and RBA as long as they do not exceed the remaining BABA.
•	Once the BABA has been depleted, any additional withdrawal amounts will be considered excess withdrawals with regard to the GBA and RBA and will subject them all to the excess withdrawal processing described in the SecureSource rider.

(2)	If on the date we calculated your ALERMDA, it is greater than the RALP from the beginning of the current Contract Year,

•	A Lifetime Additional Benefit Amount (LABA) will be set equal to that portion of your ALERMDA that exceeds the RALP from the beginning of the current contract year.
•	Any withdrawals taken in a contract year will count first against and reduce the RALP for that contract year.
•	Once the RALP for the current contract year has been depleted, any additional amounts withdrawn will count against and reduce the LABA. These withdrawals will not be considered excess withdrawals with regard to the ALP as long as they do not exceed the remaining LABA. Withdrawals will not be considered excess withdrawals unless amounts withdrawn exceed combined RALP and LABA values.
•	Once the LABA has been depleted, any additional withdrawal amounts will be considered excess withdrawals with regard to the ALP and will subject the ALP to the excess withdrawal processing described by the SecureSource rider.

(3)	If the ALP is established on a policy anniversary where your current ALERMDA is greater than the new RALP,

•	An initial LABA will be set equal to that portion of your ALERMDA that exceeds the new RALP.
•	This new LABA will be immediately reduced by the amount that total withdrawals in the current calendar year exceed the new RALP, but shall not be reduced to less than zero.

The ALERMDA is:

(1)	determined by us each calendar year;

(2)	based on your initial purchase payment and not the actual contract value in the calendar year of contract issue and therefore may not be sufficient to allow you to withdraw your RMD without causing an excess withdrawal;

(3)	based solely on the value of the contract to which the SecureSource rider is attached as of the date we make the determination;

(4)	based on your recalculated life expectancy taken from the Uniform Lifetime Table under the Code; and

(5)	based on the company’s understanding and interpretation of the requirements for life expectancy distributions intended to satisfy the required minimum distribution rules under Code Section 401(a)(9) and the Treasury Regulations promulgated thereunder, as applicable on the effective date of this prospectus, to:

1.	an individual retirement annuity (Section 408(b));
2.	a Roth individual retirement account (Section 408A);
3.	a Simplified Employee Pension plan (Section 408(k));
4.	a tax-sheltered annuity rollover (Section 403(b)).

In the future, the requirements under the Code for such distributions may change and the life expectancy amount calculation provided under your SecureSource rider may not be sufficient to satisfy the requirements under the Code for these types of distributions. In such a situation, amounts withdrawn to satisfy such distribution requirements will exceed your available RBP or RALP amount and may result in the reduction of your GBA, RBA, and/or ALP as described under the excess withdrawal provision of the rider.

In cases where the Code does not allow the life expectancy of a natural person to be used to calculate the required minimum distribution amount (e.g., ownership by a trust or a charity), we will calculate the life expectancy RMD amount calculated by

 98  RIVERSOURCE ENDEAVOR SELECT VARIABLE ANNUITY — PROSPECTUS

us as zero in all years. The life expectancy required minimum distribution amount calculated by us will also equal zero in all years.

Please contact your tax advisor about the impact of those rules prior to purchasing the SecureSource rider.

RIVERSOURCE ENDEAVOR SELECT VARIABLE ANNUITY — PROSPECTUS 99

Appendix G: Example — Benefit Protector Death Benefit Rider

Example of the Benefit Protector

Assumptions:

•	You purchase the contract with a payment of $100,000 and you and the annuitant are under age 70; and

•	You select the MAV Death Benefit and the 7-year withdrawal charge schedule.

During the first contract year the contract value grows to $105,000. The death benefit under the MAV Death Benefit equals the contract value, $105,000. You have not reached the first contract anniversary so the Benefit Protector does not provide any additional benefit at this time.

On the first contract anniversary the contract value grows to $110,000. The death benefit equals:
MAV Death Benefit (contract value):	$110,000
plus the Benefit Protector benefit which equals 40% of earnings at death
(MAV Death Benefit minus payments not previously withdrawn):
0.40 × ($110,000 – $100,000) =	+4,000

Total death benefit of:	$114,000
On the second contract anniversary the contract value falls to $105,000. The death benefit equals:
MAV Death Benefit (MAV):	$110,000
plus the Benefit Protector benefit (40% of earnings at death):
0.40 × ($110,000 – $100,000) =	+4,000

Total death benefit of:	$114,000
During the third contract year the contract value remains at $105,000 and you request a partial withdrawal of $50,000, including the applicable 7% withdrawal charges. We will withdraw $10,500 from your contract value free of charge (10% of your prior anniversary’s contract value). The remainder of the withdrawal is subject to a 7% withdrawal charge because your payment is in the third year of the withdrawal charge schedule, so we will withdraw $39,500 ($36,735 + $2,765 in withdrawal charges) from your contract value. Altogether, we will withdraw $50,000 and pay you $47,235. We calculate purchase payments not previously withdrawn as $100,000 – $45,000 = $55,000 (remember that $5,000 of the partial withdrawal is contract earnings). The death benefit equals:

MAV Death Benefit (MAV adjusted for partial withdrawals):	$57,619
plus the Benefit Protector benefit (40% of earnings at death):
0.40 × ($57,619 – $55,000) =	+1,048

Total death benefit of:	$58,667
On the third contract anniversary the contract value falls to $40,000. The death benefit equals the previous death benefit. The reduction in contract value has no effect.
On the ninth contract anniversary the contract value grows to a new high of $200,000. Earnings at death reaches its maximum of 250% of purchase payments not previously withdrawn that are one or more years old.

The death benefit equals:
MAV Death Benefit (contract value):	$200,000
plus the Benefit Protector benefit (40% of earnings at death, up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old)	+55,000

Total death benefit of:	$255,000
During the tenth contract year you make an additional purchase payment of $50,000. Your new contract value is now $250,000. The new purchase payment is less than one year old and so it has no effect on the Benefit Protector value. The death benefit equals:

MAV Death Benefit (contract value):	$250,000
plus the Benefit Protector benefit (40% of earnings at death, up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old)	+55,000

Total death benefit of:	$305,000

 100  RIVERSOURCE ENDEAVOR SELECT VARIABLE ANNUITY — PROSPECTUS

During the eleventh contract year the contract value remains $250,000 and the “new” purchase payment is one year old and the value of the Benefit Protector changes. The death benefit equals:
MAV Death Benefit (contract value):	$250,000
plus the Benefit Protector benefit (40% of earnings at death up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old)
0.40 × ($250,000 – $105,000) =	+58,000

Total death benefit of:	$308,000

RIVERSOURCE ENDEAVOR SELECT VARIABLE ANNUITY — PROSPECTUS 101

Appendix H: Example — Benefit Protector Plus Death Benefit Rider

Example of the Benefit Protector Plus

Assumptions:

•	You purchase the contract with a payment of $100,000 and you and the annuitant are under age 70. You select the MAV Death Benefit and the 7-year withdrawal charge schedule.

During the first contract year the contract value grows to $105,000. The death benefit equals MAV Death Benefit, which is the contract value, or $105,000. You have not reached the first contract anniversary so the Benefit Protector Plus does not provide any additional benefit at this time.

On the first contract anniversary the contract value grows to $110,000. You have not reached the second contract anniversary so the Benefit Protector Plus does not provide any additional benefit beyond what is provided by the Benefit Protector at this time. The death benefit equals:

MAV Death Benefit (contract value):	$110,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death (MAV rider minus payments not previously withdrawn):
0.40 × ($110,000 – $100,000) =	+4,000

Total death benefit of:	$114,000
On the second contract anniversary the contract value falls to $105,000. The death benefit equals:
MAV Death Benefit (MAV):	$110,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death:
0.40 × ($110,000 – $100,000) =	+4,000
plus 10% of purchase payments made within 60 days of contract issue
and not previously withdrawn: 0.10 × $100,000 =	+10,000

Total death benefit of:	$124,000
During the third contract year the contract value remains at $105,000 and you request a partial withdrawal of $50,000, including the applicable 7% withdrawal charge. We will withdraw $10,500 from your contract value free of charge (10% of your prior anniversary’s contract value). The remainder of the withdrawal is subject to a 7% withdrawal charge because your payment is in the third year of the withdrawal charge schedule, so we will withdraw $39,500 ($36,735 + $2,765 in withdrawal charges) from your contract value. Altogether, we will withdraw $50,000 and pay you $47,235. We calculate purchase payments not previously withdrawn as $100,000 – $45,000 = $55,000 (remember that $5,000 of the partial withdrawal is contract earnings). The death benefit equals:

MAV Death Benefit (MAV adjusted for partial withdrawals):	$57,619
plus the Benefit Protector Plus benefit which equals 40% of earnings at death:
0.40 × ($57,619 – $55,000) =	+1,048
plus 10% of purchase payments made within 60 days of contract
issue and not previously withdrawn: 0.10 × $55,000 =	+5,500

Total death benefit of:	$64,167
On the third contract anniversary the contract value falls $40,000. The death benefit equals the previous death benefit. The reduction in contract value has no effect.
On the ninth contract anniversary the contract value grows to a new high of $200,000. Earnings at death reaches its maximum of 250% of purchase payments not previously withdrawn that are one or more years old. Because we are beyond the fourth contract anniversary the Benefit Protector® Plus also reaches its maximum of 20%. The death benefit equals:

MAV Death Benefit (contract value):	$200,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death, up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old	+55,000
plus 20% of purchase payments made within 60 days of contract issue and not previously withdrawn: 0.20 × $55,000 =	+11,000

Total death benefit of:	$266,000

 102  RIVERSOURCE ENDEAVOR SELECT VARIABLE ANNUITY — PROSPECTUS

On the ninth contract anniversary you make an additional purchase payment of $50,000. Your new contract value is now $250,000. The new purchase payment is less than one year old and so it has no effect on the Benefit Protector Plus value. The death benefit equals:

MAV Death Benefit (contract value):	$250,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death, up to a maximum of 100% of purchase payments not previously withdrawn that are one or more years old	+55,000
plus 20% of purchase payments made within 60 days of contract issue and not previously withdrawn: 0.20 × $55,000 =	+11,000

Total death benefit of:	$316,000
During the tenth contract year the contract value remains $250,000 and the “new” purchase payment is one year old. The value of the Benefit Protector Plus remains constant. The death benefit equals:
MAV Death Benefit (contract value):	$250,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death (MAV rider minus payments not previously withdrawn):
0.40 × ($250,000 – $105,000) =	+58,000
plus 20% of purchase payments made within 60 days of contract issue
and not previously withdrawn: 0.20 × $55,000 =	+11,000

Total death benefit of:	$319,000

RIVERSOURCE ENDEAVOR SELECT VARIABLE ANNUITY — PROSPECTUS 103

Appendix I: Purchase Payment Credits for Eligible Contracts

The following contracts with a seven-year withdrawal charge schedule will receive a purchase payment credit on any purchase payment made to the contract:

•	contracts with applications signed before May 1, 2006;

•	contracts with applications signed on or after May 1, 2006 in a state where purchase payment credits are/were still available at the time of contract purchase.

We apply a credit to your contract of 1% of your current purchase payment. We apply this credit immediately. We allocate the credit to the GPAs, the one-year fixed account and the subaccounts in the same proportions as your purchase payment.

We will reverse credits from the contract value for any purchase payment that is not honored (if, for example, your purchase payment check is returned for insufficient funds).

To the extent a death benefit or withdrawal payment includes purchase payment credits applied within twelve months preceding: (1) the date of death that results in a lump sum death benefit payment under this contract; or (2) a request for withdrawal charge waiver due to “Contingent events” (see “Charges — Contingent events”), we will assess a charge, similar to a withdrawal charge, equal to the amount of the purchase payment credits. The amount we pay to you under these circumstances will always equal or exceed your withdrawal value.

Because of higher charges, there may be circumstances where you may be worse off for having received the credit than in other contracts. All things being equal (such as guarantee availability or fund performance and availability), this may occur if you hold your contract for 15 years or more. This also may occur if you make a full withdrawal in the first seven years. You should consider these higher charges and other relevant factors before you buy this contract or before you exchange a contract you currently own for this contract.

This credit is made available through revenue from higher withdrawal charges and contract administrative charges than would otherwise be charged. In general, we do not profit from the higher charges assessed to cover the cost of the purchase payment credit. We use all the revenue from these higher charges to pay for the cost of the credits. However, we could profit from the higher charges if market appreciation is higher than expected or if contract owners hold their contracts for longer than expected.

If you are uncertain whether purchase payment credits are available under your contract, ask your investment professional or contract us by calling or writing to us at the address shown on the first page of the prospectus.

 104  RIVERSOURCE ENDEAVOR SELECT VARIABLE ANNUITY — PROSPECTUS

Appendix J: Asset Allocation Program for Contracts with Applications Signed Before May 1, 2006

ASSET ALLOCATION PROGRAM
For contracts with applications signed before May 1, 2006, we offered an asset allocation program. You could elect to participate in the asset allocation program, and there is no additional charge. If you purchased an optional Accumulation Protector Benefit rider, Guarantor Withdrawal Benefit rider or Income Assurer Benefit rider, you are required to participate in the asset allocation program under the terms of the rider.

This asset allocation program allows you to allocate your contract value to a model portfolio that consists of subaccounts and may include certain GPAs and/or the one-year fixed account (if available under the asset allocation program), which represent various asset classes. By spreading your contract value among these various asset classes, you may be able to reduce the volatility in your contract value, but there is no guarantee that this will occur.

Asset allocation does not guarantee that your contract will increase in value nor will it protect against a decline in value if market prices fall. If you choose or are required to participate in the asset allocation program, you are responsible for determining which model portfolio is best for you. Your investment professional can help you make this determination. In addition, your investment professional may provide you with an investor questionnaire, a tool that can help you determine which model portfolio is suited to your needs based on factors such as your investment goals, your tolerance for risk, and how long you intend to invest.

Under the asset allocation program, we have offered five model portfolios ranging from conservative to aggressive. You may not use more than one model portfolio at a time. You are allowed to request a change to another model portfolio twice per contract year. Each model portfolio specifies allocation percentages to each of the subaccounts, any GPAs and/or the one-year fixed account that make up that model portfolio. By participating in the asset allocation program, you authorize us to invest your contract value in the subaccounts, any GPAs and/or the one-year fixed account according to the allocation percentages stated for the specific model portfolio you have selected. You also authorize us to automatically rebalance your contract value quarterly beginning three months after the effective date of your contract in order to maintain alignment with the allocation percentages specified in the model portfolio.

Special rules will apply to the GPAs if they are included in a model portfolio. Under these rules:

•	no MVA will apply when rebalancing occurs within a specific model portfolio (but an MVA may apply if you elect to transfer to a new model portfolio); and

•	no MVA will apply when you elect an annuity payout plan while your contract value is invested in a model portfolio (see “Guarantee Period Accounts — Market Value Adjustment”).

Under the asset allocation program, the subaccounts, any GPAs and/or the one-year fixed account that make up the model portfolio you selected and the allocation percentages to those subaccounts, any GPAs and/or the one-year fixed account will not change unless we adjust the composition of the model portfolio to reflect the liquidation, substitution or merger of an underlying fund, a change of investment objective by an underlying fund or when an underlying fund stops selling its shares to the variable account. We reserve the right to change the terms and conditions of the asset allocation program upon written notice to you.

If permitted under applicable securities law, we reserve the right to:

•	reallocate your current model portfolio to an updated version of your current model portfolio; or

•	substitute a fund of funds for your current model portfolio.

We also reserve the right to discontinue the asset allocation program. We will give you 30 days’ written notice of any such change.

If you elected to participate in the asset allocation program, you may discontinue your participation in the program at any time by giving us written notice. Upon cancellation, automated rebalancing associated with the asset allocation program will end. You can elect to participate in the asset allocation program again at any time.

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Appendix K: Guarantor Withdrawal Benefit for Life Rider

GUARANTOR WITHDRAWAL BENEFIT FOR LIFE RIDER
The Guarantor Withdrawal Benefit for Life rider is an optional benefit that you may select for an additional annual charge if(1):

•	contract application was signed on or after May 1, 2006;

•	the rider is available in your state; and

•	you and the annuitant are 80 or younger on the date the contract is issued.

(1)	The Guarantor Withdrawal Benefit for Life rider is not available under an inherited qualified annuity.

You must elect the Guarantor Withdrawal Benefit for Life rider when you purchase your contract. The rider effective date will be the contract issue date.

The Guarantor Withdrawal Benefit for Life rider guarantees that you will be able to withdraw up to a certain amount each year from the contract, regardless of the investment performance of your contract before the annuity payments begin, until you have recovered at minimum all of your purchase payments. And, under certain limited circumstances defined in the rider, you have the right to take a specified amount of partial withdrawals in each contract year until death (see “At Death” heading below) — even if the contract value is zero.

Your contract provides for annuity payouts to begin on the retirement date (see “Buying Your Contract — The Retirement Date”). Before the retirement date, you have the right to withdraw some or all of your contract value, less applicable administrative, withdrawal and rider charges imposed under the contract at the time of the withdrawal (see “Making the Most of Your Contract — Withdrawals”). Because your contract value will fluctuate depending on the performance of the underlying funds in which the subaccounts invest, the contract itself does not guarantee that you will be able to take a certain withdrawal amount each year before the annuity payouts begin, nor does it guarantee the length of time over which such withdrawals can be made before the annuity payouts begin.

The Guarantor Withdrawal Benefit for Life rider may be appropriate for you if you intend to make periodic withdrawals from your annuity contract and wish to ensure that market performance will not adversely affect your ability to withdraw your principal over time.

Under the terms of the Guarantor Withdrawal Benefit for Life rider, the calculation of the amount which can be withdrawn in each contract year varies depending on several factors, including but not limited to the waiting period (see “Waiting period” heading below) and whether or not the lifetime withdrawal benefit has become effective:

(1)	The basic withdrawal benefit gives you the right to take limited partial withdrawals in each contract year and guarantees that over time the withdrawals will total an amount equal to, at minimum, your purchase payments. Key terms associated with the basic withdrawal benefit are “Guaranteed Benefit Payment (GBP),” “Remaining Benefit Payment (RBP),” “Guaranteed Benefit Amount (GBA),” and “Remaining Benefit Amount (RBA).” See these headings below for more information.

(2)	The lifetime withdrawal benefit gives you the right, under certain limited circumstances defined in the rider, to take limited partial withdrawals until the later of death (see “At Death” heading below) or until the RBA (under the basic withdrawal benefit) is reduced to zero. Key terms associated with the lifetime withdrawal benefit are “Annual Lifetime Payment (ALP),” “Remaining Annual Lifetime Payment (RALP),” “Covered Person,” and “Annual Lifetime Payment Attained Age (ALPAA).” See these headings below for more information.

Only the basic withdrawal benefit will be in effect prior to the date that the lifetime withdrawal benefit becomes effective. The lifetime withdrawal benefit becomes effective automatically on the rider anniversary date after the covered person reaches age 65, or the rider effective date if the covered person is age 65 or older on the rider effective date (see “Annual Lifetime Payment Attained Age (ALPAA)” heading below).

Provided annuity payouts have not begun, the Guarantor Withdrawal Benefit for Life rider guarantees that you may take the following partial withdrawal amounts each contract year:

•	After the waiting period and before the establishment of the ALP, the rider guarantees that each year you can cumulatively withdraw an amount equal to the GBP;

•	During the waiting period and before the establishment of the ALP, the rider guarantees that each year you can cumulatively withdraw an amount equal to the value of the RBP at the beginning of the contract year;

•	After the waiting period and after the establishment of the ALP, the rider guarantees that each year you have the option to cumulatively withdraw an amount equal the ALP or the GBP, but the rider does not guarantee withdrawals of the sum of both the ALP and the GBP in a contract year;

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•	During the waiting period and after the establishment of the ALP, the rider guarantees that each year you have the option to cumulatively withdraw an amount equal to the value of the RALP or the RBP at the beginning of the contract year, but the rider does not guarantee withdrawals of the sum of both the RALP and the RBP in a contract year.

If you withdraw less than the allowed partial withdrawal amount in a contract year, the unused portion cannot be carried over to the next contract year. As long as your partial withdrawals in each contract year do not exceed the annual partial withdrawal amount allowed under the rider, and there has not been a contract ownership change or spousal continuation of the contract, the guaranteed amounts available for partial withdrawals are protected (i.e., will not decrease).

If you withdraw more than the allowed partial withdrawal amount in a contract year, we call this an “excess withdrawal” under the rider. Excess withdrawals trigger an adjustment of a benefit’s guaranteed amount, which may cause it to be reduced (see “GBA Excess Withdrawal Processing,” “RBA Excess Withdrawal Processing,” and “ALP Excess Withdrawal Processing” headings below).

Please note that each of the two benefits has its own definition of the allowed annual withdrawal amount. Therefore a partial withdrawal may be considered an excess withdrawal for purposes of the lifetime withdrawal benefit only, the basic withdrawal benefit only, or both.

If your withdrawals exceed the greater of the RBP or the RALP, withdrawal charges under the terms of the contract may apply (see “Charges — Withdrawal Charges”). The amount we actually deduct from your contract value will be the amount you request plus any applicable withdrawal charge. Market value adjustments, if applicable, will also be made (see “Guarantee Period Accounts (GPAs) — Market Value Adjustment”). We pay you the amount you request. Any partial withdrawals you take under the contract will reduce the value of the death benefits (see “Benefits in Case of Death”). Upon full withdrawal of the contract, you will receive the remaining contract value less any applicable charges (see “Making the Most of Your Contract — Withdrawals”).

The rider’s guaranteed amounts can be increased at the specified intervals if your contract value has increased. An annual step up feature is available at each contract anniversary, subject to certain conditions, and may be applied automatically to your contract or may require you to elect the step up (see “Annual Step Up” heading below). If you exercise the annual step up election, the spousal continuation step up election (see “Spousal Continuation Step Up” heading below) or change your Portfolio Navigator model portfolio, the rider charge may change (see “Charges”).

If you take withdrawals during the waiting period, any prior steps ups applied will be reversed and step ups will not be available until the third rider anniversary. You may take withdrawals after the waiting period without reversal of prior step ups.

You should consider whether the Guarantor Withdrawal Benefit for Life rider is appropriate for you because:

•	Lifetime Withdrawal Benefit Limitations: The lifetime withdrawal benefit is subject to certain limitations, including but not limited to:

(a)	Once the contract value equals zero, payments are made for as long as the oldest owner or annuitant is living (see “If Contract Value Reduces to Zero” heading below). However, if the contract value is greater than zero, the lifetime withdrawal benefit terminates at the first death of any owner or annuitant except as otherwise provided below (see “At Death” heading below). Therefore, if there are multiple contract owners or the annuitant is not an owner, the rider may terminate or the lifetime withdrawal benefit may be reduced. This possibility may present itself when:

(i)	There are multiple contract owners — when one of the contract owners dies the benefit terminates even though other contract owners are still living (except if the contract is continued under the spousal continuation provision of the contract); or

(ii)	The owner and the annuitant are not the same persons — if the annuitant dies before the owner, the benefit terminates even though the owner is still living. This is could happen, for example, when the owner is younger than the annuitant. This risk increases as the age difference between owner and annuitant increases.

(b)	Excess withdrawals can reduce the ALP to zero even though the GBA, RBA, GBP and/or RBP values are greater than zero. If the both the ALP and the contract value are zero, the lifetime withdrawal benefit will terminate.

(c)	When the lifetime withdrawal benefit is first established, the initial ALP is based on the basic withdrawal benefit’s RBA at that time (see “Annual Lifetime Payment (ALP)” heading below), unless there has been a spousal continuation or ownership change. Any withdrawal you take before the ALP is established reduces the RBA and therefore may result in a lower amount of lifetime withdrawals you are allowed to take.

(d)	Withdrawals can reduce both the contract value and the RBA to zero prior to the establishment of the ALP. If this happens, the contract and the Guarantor Withdrawal Benefit for Life rider will terminate.

•	Use of Portfolio Navigator Program Required: You must be invested in one of the available PN program investment options. This requirement limits your choice of investments. This means you will not be able to allocate contract value to all

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of the subaccounts, GPAs or the one-year fixed account that are available under the contract to contract owners who do not elect this rider. (See “Making the Most of Your Contract — Portfolio Navigator Program.”) You may allocate purchase payments and any purchase payment credits to the DCA fixed account, when available, and we will make monthly transfers into the PN program investment option you have chosen. Subject to state restrictions, we reserve the right to limit the number of investment options from which you can select based on the dollar amount of purchase payments you make.

•	Limitations on Purchase of Other Riders under this Contract: If you select the Guarantor Withdrawal Benefit for Life rider, you may not elect the Accumulation Protector Benefit rider.

•	Non-Cancelable: Once elected, the Guarantor Withdrawal Benefit for Life rider may not be cancelled and the fee will continue to be deducted until the contract is terminated, the contract value reduces to zero (described below) or annuity payouts begin.

•	Limitations on Purchase Payments: We reserve the right to limit the cumulative amount of purchase payments, subject to state restrictions. For current purchase payment restrictions, please see “Buying Your Contract — Purchase Payments”.

•	Interaction with Total Free Amount (TFA) contract provision: The TFA is the amount you are allowed to withdraw from the contract in each contract year without incurring a withdrawal charge (see “Charges — Withdrawal Charge”). The TFA may be greater than the RBP or RALP under this rider. Any amount you withdraw under the contract’s TFA provision that exceeds the RBP or RALP is subject to the excess withdrawal processing described below for the GBA, RBA and ALP.

You should consult your tax advisor before you select this optional rider if you have any questions about the use of this rider in your tax situation:

•	Tax Considerations for Nonqualified Annuities: Under current federal income tax law, withdrawals under nonqualified annuities, including partial withdrawals taken from the contract under the terms of this rider, are treated less favorably than amounts received as annuity payments under the contract (see “Taxes — Nonqualified Annuities”). Withdrawals are taxable income to the extent of earnings, withdrawals of earnings before age 59 1/2 may incur a 10% IRS early withdrawal penalty.

•	Tax Considerations for Qualified Annuities: Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract (see “Taxes — Qualified Annuities — Required Minimum Distributions”). If you have a qualified annuity, you may need to take an RMD that exceeds the specified amount of withdrawal available under the rider. Partial withdrawals in any contract year that exceed the guaranteed amount available for withdrawal may reduce future benefits guaranteed under the rider. While the rider permits certain excess withdrawals to be made for the purpose of satisfying RMD requirements for this contract alone without reducing future benefits guaranteed under the rider, there can be no guarantee that changes in the federal income tax law after the effective date of the rider will not require a larger RMD to be taken, in which case, future guaranteed withdrawals under the rider could be reduced. Additionally, RMD rules follow the calendar year which most likely does not coincide with your contract year and therefore may limit when you can take your RMD and not be subject to excess withdrawal processing.

For owners subject to annual RMD rules under Section 401(a)(9) of the Code, the amounts you withdraw each year from this contract to satisfy these rules are not subject to excess withdrawal processing under the terms of the rider subject to the following rules and our current administrative practice:

(1)	If on the date we calculated your Annual Life Expectancy Required Minimum Distribution Amount (ALERMDA), it is greater than the RBP from the beginning of the current contract year,

•	Basic Additional Benefit Amount (BABA) will be set equal to that portion of your ALERMDA that exceeds the RBP from the beginning of the current contract year.

•	Any withdrawals taken in a contract year will count first against and reduce the RBP for that contract year.

•	Once the RBP for the current contract year has been depleted, any additional amounts withdrawn will count against and reduce the BABA. These withdrawals will not be considered excess withdrawals with regard to the GBA and RBA as long as they do not exceed the remaining BABA.

•	Once the BABA has been depleted, any additional withdrawal amounts will be considered excess withdrawals with regard to the GBA and RBA and will subject them all to the excess withdrawal processing described in the Guarantor Withdrawal Benefit for Life rider.

(2)	If on the date we calculated your ALERMDA, it is greater than the RALP from the beginning of the current Contract Year,

•	A Lifetime Additional Benefit Amount (LABA) will be set equal to that portion of your ALERMDA that exceeds the RALP from the beginning of the current contract year.

•	Any withdrawals taken in a contract year will count first against and reduce the RALP for that contract year.

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•	Once the RALP for the current contract year has been depleted, any additional amounts withdrawn will count against and reduce the LABA. These withdrawals will not be considered excess withdrawals with regard to the ALP as long as they do not exceed the remaining LABA.

•	Once the LABA has been depleted, any additional withdrawal amounts will be considered excess withdrawals with regard to the ALP and will subject the ALP to the excess withdrawal processing described by the Guarantor Withdrawal Benefit for Life rider.

(3)	If the ALP is established on a policy anniversary where your current ALERMDA is greater than the new RALP,

•	An initial LABA will be set equal to that portion of your ALERMDA that exceeds the new RALP.

•	This new LABA will be immediately reduced by the amount that total withdrawals in the current calendar year exceed the new RALP, but shall not be reduced to less than zero.

The ALERMDA is:

(1) determined by us each calendar year;

(2)	based solely on the value of the contract to which the Guarantor Withdrawal Benefit for Life rider is attached as of the date we make the determination; and

(3)	is otherwise based on the company’s understanding and interpretation of the requirements for life expectancy distributions intended to satisfy the required minimum distribution rules under Code Section 401(a)(9) and the Treasury Regulations promulgated thereunder, as applicable on the effective date of this prospectus, to:

1. an individual retirement annuity (Section 408(b));

2. a Roth individual retirement account (Section 408A);

3. a Simplified Employee Pension plan (Section 408(k));

4. a tax-sheltered annuity rollover (Section 403(b)).

We reserve the right to modify our administrative practice described above and will give you 30 days’ written notice of any such change.

In the future, the requirements under the Code for such distributions may change and the life expectancy amount calculation provided under your Guarantor Withdrawal Benefit for Life rider may not be sufficient to satisfy the requirements under the Code for these types of distributions. In such a situation, amounts withdrawn to satisfy such distribution requirements will exceed your available RBP or RALP amount and may result in the reduction of your GBA, RBA, and/or ALP as described under the excess withdrawal provision of the rider.

In cases where the Code does not allow the life expectancy of a natural person to be used to calculate the required minimum distribution amount (e.g., ownership by a trust or a charity), we will calculate the life expectancy RMD amount calculated by us as zero in all years. The life expectancy required minimum distribution amount calculated by us will also equal zero in all years.

•	Limitations on TSAs: Your right to take withdrawals is restricted if your contract is a TSA (see “TSA — Special Provisions”). Therefore, the Guarantor Withdrawal Benefit for Life rider may be of limited value to you.

For an example, see “Examples of Guarantor Withdrawal Benefit for Life” below.

Key terms and provisions of the Guarantor Withdrawal Benefit for Life rider are described below:

Partial Withdrawals: A withdrawal of an amount that does not result in a full withdrawal of the contract. The partial withdrawal amount is a gross amount and will include any withdrawal charge and any market value adjustment.

Waiting period: The period of time starting on the rider effective date during which the annual step up is not available if you take withdrawals. The current waiting period is three years.

Guaranteed Benefit Amount (GBA): The total cumulative amount available for partial withdrawals over the life of the rider under the basic withdrawal benefit. The maximum GBA is $5,000,000. The GBA cannot be withdrawn and is not payable as a death benefit. Rather, the GBA is an interim value used to calculate the amount available for withdrawals each year under the basic withdrawal benefit (see “Guaranteed Benefit Payment” below). At any time, the total GBA is the sum of the individual GBAs associated with each purchase payment.

The GBA is determined at the following times, calculated as described:

•	At contract issue — the GBA is equal to the initial purchase payment.

•	When you make additional purchase payments — each additional purchase payment has its own GBA equal to the amount of the purchase payment.

•	At step up — (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

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•	When an individual RBA is reduced to zero — the GBA that is associated with that RBA will also be set to zero.

•	When you make a partial withdrawal during the waiting period and after a step up — Any prior annual step ups will be reversed. Step up reversal means that the GBA associated with each purchase payment will be reset to the amount of that purchase payment. The step up reversal will only happen once during the waiting period, when the first partial withdrawal is made.

•	When you make a partial withdrawal at any time and the amount withdrawn is:

(a)	less than or equal to the total RBP — the GBA remains unchanged. If there have been multiple purchase payments, both the total GBA and each payment’s GBA remain unchanged.

(b)	is greater than the total RBP — GBA excess withdrawal processing will be applied to the GBA. If the partial withdrawal is made during the waiting period, the excess withdrawal processing is applied AFTER any previously applied annual step ups have been reversed.

GBA EXCESS WITHDRAWAL PROCESSING
The total GBA will automatically be reset to the lesser of (a) the total GBA immediately prior to the withdrawal; or (b) the contract value immediately following the withdrawal. If there have been multiple purchase payments, each payment’s GBA after the withdrawal will be reset to equal that payment’s RBA after the withdrawal plus (a) times (b), where:

(a)	is the ratio of the total GBA after the withdrawal less the total RBA after the withdrawal to the total GBA before the withdrawal less the total RBA after the withdrawal; and

(b)	is each payment’s GBA before the withdrawal less that payment’s RBA after the withdrawal.

Remaining Benefit Amount (RBA): Each withdrawal you make reduces the amount that is guaranteed by this rider as future withdrawals. At any point in time, the RBA equals the amount of GBA that remains available for withdrawals for the remainder of the contract’s life, and total RBA is the sum of the individual RBAs associated with each purchase payment. The maximum RBA is $5,000,000.

The RBA is determined at the following times, calculated as described:

•	At contract issue — the RBA is equal to the initial purchase payment.

•	When you make additional purchase payments — each additional purchase payment has its own RBA initially set equal to that payment’s GBA (the amount of the purchase payment).

•	At step up — (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

•	When you make a partial withdrawal during the waiting period and after a step up — Any prior annual step ups will be reversed. Step up reversal means that the RBA associated with each purchase payment will be reset to the amount of that purchase payment. The step up reversal will only happen once during the waiting period, when the first partial withdrawal is made.

•	When you make a partial withdrawal at any time and the amount withdrawn is:

(a)	less than or equal to the total RBP — the total RBA is reduced by the amount of the withdrawal. If there have been multiple purchase payments, each payment’s RBA is reduced in proportion to its RBP.

(b)	is greater than the total RBP — RBA excess withdrawal processing will be applied to the RBA. If the partial withdrawal is made during the waiting period, the excess withdrawal processing is applied AFTER any previously applied annual step ups have been reversed.

RBA EXCESS WITHDRAWAL PROCESSING
The total RBA will automatically be reset to the lesser of (a) the contract value immediately following the withdrawal, or (b) the total RBA immediately prior to the withdrawal, less the amount of the withdrawal.

If there have been multiple purchase payments, both the total RBA and each payment’s RBA will be reset. The total RBA will be reset according to the excess withdrawal processing described above. Each payment’s RBA will be reset in the following manner:

1.	The withdrawal amount up to the total RBP is taken out of each RBA bucket in proportion to its individual RBP at the time of the withdrawal; and

2.	The withdrawal amount above the total RBP and any amount determined by the excess withdrawal processing are taken out of each RBA bucket in proportion to its RBA at the time of the withdrawal.

Guaranteed Benefit Payment (GBP): At any time, the amount available for partial withdrawals in each contract year after the waiting period, until the RBA is reduced to zero, under the basic withdrawal benefit. At any point in time, each purchase payment has its own GBP, which is equal to the lesser of that payment’s RBA or 7% of that payment’s GBA, and the total GBP is the sum of the individual GBPs.

During the waiting period, the guaranteed annual withdrawal amount may be less than the GBP due to the limitations the waiting period imposes on your ability to utilize both annual step-ups and withdrawals (see “Waiting Period” heading above).

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The guaranteed annual withdrawal amount during the waiting period is equal to the value of the RBP at the beginning of the contract year.

The GBP is determined at the following times, calculated as described:

•	At contract issue — the GBP is established as 7% of the GBA value.

•	At each contract anniversary — each payment’s GBP is reset to the lesser of that payment’s RBA or 7% of that payment’s GBA value.

•	When you make additional purchase payments — each additional purchase payment has its own GBP equal to 7% of the purchase payment amount.

•	At step up — (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

•	When an individual RBA is reduced to zero — the GBP associated with that RBA will also be reset to zero.

•	When you make a partial withdrawal during the waiting period and after a step up — Any prior annual step ups will be reversed. Step up reversal means that the GBA and the RBA associated with each purchase payment will be reset to the amount of that purchase payment. Each payment’s GBP will be reset to 7% of that purchase payment. The step up reversal will only happen once during the waiting period, when the first partial withdrawal is made.

•	When you make a partial withdrawal at any time and the amount withdrawn is:

(a) less than or equal to the total RBP — the GBP remains unchanged.

(b)	is greater than the total RBP — each payment’s GBP is reset to the lesser of that payment’s RBA or 7% of that payment’s GBA value, based on the RBA and GBA after the withdrawal. If the partial withdrawal is made during the waiting period, the excess withdrawal processing is applied AFTER any previously applied annual step ups have been reversed.

Remaining Benefit Payment (RBP): The amount available for partial withdrawals for the remainder of the contract year under the basic withdrawal benefit. At any point in time, the total RBP is the sum of the RBPs for each purchase payment. During the waiting period, when the guaranteed amount maybe less than the GBP, the value of the RBP at the beginning of the contract year will be that amount that is actually guaranteed each contract year.

The RBP is determined at the following times, calculated as described:

•	At the beginning of each contract year during the waiting period and prior to any withdrawal — the RBP for each purchase payment is set equal to that purchase payment multiplied by 7%.

•	At the beginning of any other contract year — the RBP for each purchase payment is set equal to that purchase payment’s GBP.

•	When you make additional purchase payments — each additional purchase payment has its own RBP equal to that payment’s GBP.

•	At step up — (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

•	At spousal continuation — (see “Spousal Option to Continue the Contract” heading below).

•	When an individual RBA is reduced to zero — the RBP associated with that RBA will also be reset to zero.

•	When you make any partial withdrawal — the total RBP is reset to equal the total RBP immediately prior to the partial withdrawal less the amount of the partial withdrawal, but not less than zero. If there have been multiple purchase payments, each payment’s RBP is reduced proportionately. If you withdraw an amount greater than the RBP, GBA excess withdrawal processing and RBA excess withdrawal processing are applied and the amount available for future partial withdrawals for the remainder of the contract’s life may be reduced by more than the amount of withdrawal. When determining if a withdrawal will result in the excess withdrawal processing, the applicable RBP will not yet reflect the amount of the current withdrawal.

Covered Person: The person whose life is used to determine when the ALP is established, and the duration of the ALP payments. The covered person is the oldest contract owner or annuitant. The covered person may change during the contract’s life if there is a spousal continuation or a change of contract ownership. If the covered person changes, we recompute the benefits guaranteed by the rider, based on the life of the new covered person, which may reduce the amount of the lifetime withdrawal benefit.

Annual Lifetime Payment Attained Age (ALPAA): The covered person’s age after which time the lifetime benefit can be established. Currently, the lifetime benefit can be established on the later of the contract effective date or the contract anniversary date on/following the date the covered person reaches age 65.

Annual Lifetime Payment (ALP): Once established, the ALP at any time is the amount available for withdrawals in each contract year after the waiting period until the later of death (see “At Death” heading below), or the RBA is reduced to zero, under the lifetime withdrawal benefit. The maximum ALP is $300,000. Prior to establishment of the ALP, the lifetime withdrawal benefit is not in effect and the ALP is zero.

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During the waiting period, the guaranteed annual lifetime withdrawal amount may be less than the ALP due to the limitations the waiting period imposes on your ability to utilize both annual step-ups and withdrawals (see “Waiting Period” heading above). The guaranteed annual lifetime withdrawal amount during the waiting period is equal to the value of the RALP at the beginning of the contract year.

The ALP is determined at the following times:

•	The later of the contract effective date or the contract anniversary date on/following the date the covered person reaches age 65 — the ALP is established as 6% of the total RBA.

•	When you make additional purchase payments — each additional purchase payment increases the ALP by 6% of the amount of the purchase payment.

•	At step ups — (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

•	At contract ownership change — (see “Spousal Option to Continue the Contract” and “Contract Ownership Change” headings below).

•	When you make a partial withdrawal during the waiting period and after a step up — Any prior annual step ups will be reversed. Step up reversal means that the ALP will be reset to equal total purchase payments multiplied by 6%. The step up reversal will only happen once during the waiting period, when the first partial withdrawal is made.

•	When you make a partial withdrawal at any time and the amount withdrawn is:

(a)	less than or equal to the RALP — the ALP remains unchanged.

(b)	is greater than the RALP — ALP excess withdrawal processing will be applied to the ALP. If the partial withdrawal is made during the waiting period, the excess withdrawal processing are applied AFTER any previously applied annual step ups have been reversed.

ALP EXCESS WITHDRAWAL PROCESSING
The ALP is reset to the lesser of the ALP immediately prior to the withdrawal, or 6% of the contract value immediately following the withdrawal.

Remaining Annual Lifetime Payment (RALP): The amount available for partial withdrawals for the remainder of the contract year under the lifetime withdrawal benefit. During the waiting period, when the guaranteed annual withdrawal amount may be less than the ALP, the value of the RALP at the beginning of the contract year will be the amount that is actually guaranteed each contract year. Prior to establishment of the ALP, the lifetime withdrawal benefit is not in effect and the RALP is zero.

The RALP is determined at the following times:

•	The later of the contract effective date or the contract anniversary date following the date the covered person reaches age 65, and:

(a)	During the waiting period and prior to any withdrawals — the RALP is established equal to 6% of purchase payments.

(b)	At any other time — the RALP is established equal to the ALP.

•	At the beginning of each contract year during the waiting period and prior to any withdrawals — the RALP is set equal to the total purchase payments, multiplied by 6%.

•	At the beginning of any other contract year — the RALP is set equal to ALP.

•	When you make additional purchase payments — each additional purchase payment increases the RALP by 6% of the amount of the purchase payment.

•	At step ups — (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

•	When you make any partial withdrawal — the RALP equals the RALP immediately prior to the partial withdrawal less the amount of the partial withdrawal, but not less than zero. If you withdraw an amount greater than the RALP, ALP excess withdrawal processing is applied and the amount available for future partial withdrawals for the remainder of the contract’s life may be reduced by more than the amount of withdrawal. When determining if a withdrawal will result in excess withdrawal processing, the applicable RALP will not yet reflect the amount of the current withdrawal.

Step Up Date: The date any step up becomes effective, and depends on the type of step up being applied (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

Annual Step Up: Beginning with the first contract anniversary, an increase of the GBA, RBA, GBP, RBP, ALP, and/or RALP values may be available. A step up does not create contract value, guarantee the performance of any investment option, or provide a benefit that can be withdrawn or paid upon death. Rather, a step up determines the current values of the GBA, RBA, GBP, RBP, ALP, and RALP, and may extend the payment period or increase the allowable payment.

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The annual step up is subject to the following rules:

•	The annual step up is available when the RBA or, if established, the ALP, would increase on the step up date.

•	Only one step up is allowed each contract year.

•	If you take any withdrawals during the waiting period, any previously applied step ups will be reversed and the Annual step up will not be available until the end of the waiting period.

•	If the application of the step up does not increase the rider charge, the annual step up will be automatically applied to your contract, and the step up date is the contract anniversary date.

•	If the application of the step up would increase the rider charge, the annual step up is not automatically applied. Instead, you have the option to step up for 30 days after the contract anniversary. If you exercise the elective annual step up option, you will pay the rider charge in effect on the step up date. If you wish to exercise the elective annual step up option, we must receive a request from you or your investment professional. The step up date is the date we receive your request to step up. If your request is received after the close of business, the step up date will be the next valuation day.

•	The ALP and RALP are not eligible for step ups until they are established. Prior to being established, the ALP and RALP values are both zero.

•	Please note it is possible for the ALP and RALP to step up even if the RBA or GBA do not step up, and it is also possible for the RBA and GBA to step up even if the ALP or RALP do not step up.

The annual step up resets the GBA, RBA, GBP, RBP, ALP and RALP values as follows:

•	The total RBA will be reset to the greater of the total RBA immediately prior to the step up date or the contract value on the step up date.

•	The total GBA will be reset to the greater of the total GBA immediately prior to the step up date or the contract value on the step up date.

•	The total GBP will be reset using the calculation as described above based on the increased GBA and RBA.

•	The total RBP will be reset as follows:

(a)	During the waiting period and prior to any withdrawals, the RBP will not be affected by the step up.

(b)	At any other time, the RBP will be reset as the increased GBP less all prior withdrawals made in the current contract year, but never less than zero.

•	The ALP will be reset to the greater of the ALP immediately prior to the step up date or 6% of the contract value on the step up date.

•	The RALP will be reset as follows:

(a)	During the waiting period and prior to any withdrawals, the RALP will not be affected by the step up.

(b)	At any other time, the RALP will be reset as the increased ALP less all prior withdrawals made in the current contract year, but never less than zero.

Spousal Option to Continue the Contract: If a surviving spouse elects to continue the contract, the Guarantor Withdrawal Benefit for Life® rider also continues. When the spouse elects to continue the contract, any remaining waiting period is cancelled; the covered person will be re-determined and is the covered person referred to below; and the GBA, RBA, GBP, RBP, ALP and RALP values are affected as follows:

•	The GBA, RBA, and GBP values remain unchanged.

•	The RBP is automatically reset to the GBP less all prior withdrawals made in the current contract year, but not less than zero.

•	If the ALP has not yet been established and the new covered person has not yet reached age 65 as of the date of continuation — the ALP will be established on the contract anniversary following the date the covered person reaches age 65 as the lesser of the RBA or the contract anniversary value, multiplied by 6%. The RALP will be established on the same date equal to the ALP.

•	If the ALP has not yet been established but the new covered person is age 65 or older as of the date of continuation — the ALP will be established on the date of continuation as the lesser of the RBA or the contract value, multiplied by 6%. The RALP will be established on the same date in an amount equal to the ALP less all prior partial withdrawals made in the current contract year, but will never be less than zero.

•	If the ALP has been established but the new covered person has not yet reached age 65 as of the date of continuation — the ALP and RALP will be automatically reset to zero for the period of time beginning with the date of continuation and ending with the contract anniversary following the date the covered person reaches age 65. At the end of this time period, the ALP will be reset to the lesser of the RBA or the anniversary contract value, multiplied by 6%, and the RALP will be reset to equal the ALP.

RIVERSOURCE ENDEAVOR SELECT VARIABLE ANNUITY — PROSPECTUS 113

•	If the ALP has been established and the new covered person is age 65 or older as of the date of continuation — the ALP will be automatically reset to the lesser of the current ALP or 6% of the contract value on the date of continuation. The RALP will be reset to the ALP less all prior withdrawals made in the current contract year, but not less than zero.

Please note that the lifetime withdrawal benefit amount may be reduced as a result of the spousal continuation.

Spousal Continuation Step Up: If a surviving spouse elects to continue the contract, another elective step up option becomes available. To exercise the step up, the spouse or the spouse’s investment professional must submit a request within 30 days of the date of continuation. The step up date is the date we receive the spouse’s request to step up. If the request is received after the close of business, the step up date will be the next valuation day. The GBA, RBA, GBP, RBP, ALP and RALP will be reset in the same fashion as the annual step up.

The spousal continuation step up is subject to the following rules:

•	If the spousal continuation step up option is exercised and we have increased the charge for the rider, the spouse will pay the charge that is in effect on the step up date.

It is our current administrative practice to process the spousal continuation step up as described in the next paragraph; however, we reserve the right to discontinue our administrative practice and will give you 30 days’ written notice of any such change.

At the time of spousal continuation, a step-up may be available. All annual step-up rules (see “Annual Step-Up” heading above), other than those that apply to the waiting period, also apply to the spousal continuation step-up. If the spousal continuation step-up is processed automatically, the step-up date is the valuation date spousal continuation is effective. If not, the spouse must elect the step up and must do so within 30 days of the spousal continuation date. If the spouse elects the spousal continuation step up, the step-up date is the valuation date we receive the spouse’s written request to step-up if we receive the request by the close of business on that day, otherwise the next valuation date.

If Contract Value Reduces to Zero: If the contract value reduces to zero and the total RBA remains greater than zero, you will be paid in the following scenarios:

1)	The ALP has not yet been established and the contract value is reduced to zero for any reason other than full withdrawal of the contract. In this scenario, you can choose to:

(a)	receive the remaining schedule of GBPs until the RBA equals zero; or

(b)	wait until the rider anniversary on/following the date the covered person reaches age 65, and then receive the ALP annually until the latter of (i) the death of the covered person, or (ii) the RBA is reduced to zero.

We will notify you of this option. If no election is made, the ALP will be paid.

2)	The ALP has been established and the contract value reduces to zero as a result of fees or charges, or a withdrawal that is less than or equal to both the RBP and the RALP. In this scenario, you can choose to receive: (a) the remaining schedule of GBPs until the RBA equals zero; or (b) the ALP annually until the latter of (i) the death of the covered person, or (ii) the RBA is reduced to zero. We will notify you of this option. If no election is made, the ALP will be paid.

3)	The ALP has been established and the contract value falls to zero as a result of a withdrawal that is greater than the RALP but less than or equal to the RBP. In this scenario, the remaining schedule of GBPs will be paid until the RBA equals zero.

4)	The ALP has been established and the contract value falls to zero as a result of a partial withdrawal that is greater than the RBP but less than or equal to the RALP. In this scenario, the ALP will be paid annually until the death of the covered person.

Under any of these scenarios:

•	The annualized amounts will be paid to you in the frequency you elect. You may elect a frequency offered by us at the time payments begin. Available payment frequencies will be no less frequent than annually;

•	We will no longer accept additional purchase payments;

•	You will no longer be charged for the rider;

•	Any attached death benefit riders will terminate; and

•	The death benefit becomes the remaining payments, if any, until the RBA is reduced to zero.

The Guarantor Withdrawal Benefit for Life® rider and the contract will terminate under either of the following two scenarios:

•	If the contract value falls to zero as a result of a withdrawal that is greater than both the RALP and the RBP. This is full withdrawal of the contract.

•	If the contract value falls to zero as a result of a withdrawal that is greater than the RALP but less than or equal to the RBP, and the total RBA is reduced to zero.

 114  RIVERSOURCE ENDEAVOR SELECT VARIABLE ANNUITY — PROSPECTUS

At Death: If the contract value is greater than zero when the death benefit becomes payable, the beneficiary may elect to take the death benefit as a lump sum under the terms of the contract (see “Benefits in Case of Death”) or the annuity payout option (see “Guaranteed Withdrawal Benefit Annuity Payout Option” heading below).

If the contract value equals zero and the death benefit becomes payable, the following will occur:

•	If the RBA is greater than zero and the owner has been receiving the GBP each year, the GBP will continue to be paid to the beneficiary until the RBA equals zero.

•	If the covered person dies and the RBA is greater than zero and the owner has been receiving the ALP each year, the ALP will continue to be paid to the beneficiary until the RBA equals zero.

•	If the covered person is still alive and the RBA is greater than zero and the owner has been receiving the ALP each year, the ALP will continue to be paid to the beneficiary until the later of the death of the covered person or the RBA equals zero.

•	If the covered person is still alive and the RBA equals zero and the owner has been receiving the ALP each year, the ALP will continue to be paid to the beneficiary until the death of the covered person.

•	If the covered person dies and the RBA equals zero, the benefit terminates. No further payments will be made.

Contract Ownership Change: If the contract changes ownership (see “Changing Ownership”), the covered person will be redetermined and is the covered person referred to below. The GBA, RBA, GBP, RBP values will remain unchanged. The ALP and RALP will be reset as follows. Our current administrative practice is to only reset the ALP and RALP if the covered person changes due to the ownership change.

•	If the ALP has not yet been established and the new covered person has not yet reached age 65 as of the ownership change date — the ALP and the RALP will be established on the contract anniversary following the date the covered person reaches age 65. The ALP will be set equal to the lesser of the RBA or the anniversary contract value, multiplied by 6%. If the anniversary date occurs during the waiting period and prior to a withdrawal, the RALP will be set to the lesser of the ALP or total purchase payments multiplied by 6%. If the anniversary date occurs at any other time, the RALP will be set to the ALP.

•	If the ALP has not yet been established but the new covered person is age 65 or older as of the ownership change date — the ALP and the RALP will be established on the ownership change date. The ALP will be set equal to the lesser of the RBA or the contract value, multiplied by 6%. If the ownership change date occurs during the waiting period and prior to a withdrawal, the RALP will be set equal to the lesser of the ALP or total purchase payments multiplied by 6%. If the ownership change date occurs at any other time, the RALP will be set equal to the ALP less all prior withdrawals made in the current contract year but not less than zero.

•	If the ALP has been established but the new covered person has not yet reached age 65 as of the ownership change date — the ALP and the RALP will be reset to zero for the period of time beginning with the ownership change date and ending with the contract anniversary following the date the covered person reaches age 65. At the end of this time period, the ALP will be reset to the lesser of the RBA or the anniversary contract value, multiplied by 6%. If the time period ends during the waiting period and prior to any withdrawals, the RALP will be reset to the lesser of the ALP or total purchase payments multiplied by 6%. If the time period ends at any other time, the RALP will be reset to the ALP.

•	If the ALP has been established and the new covered person is age 65 or older as of the ownership change date — the ALP and the RALP will be reset on the ownership change date. The ALP will be reset to the lesser of the current ALP or 6% of the contract value. If the ownership change date occurs during the waiting period and prior to a withdrawal, the RALP will be reset to the lesser of the ALP or total purchase payments multiplied by 6%. If the ownership change date occurs at any other time, the RALP will be reset to the ALP less all prior withdrawals made in the current contract year but not less than zero.

Please note that the lifetime withdrawal benefit amount may be reduced as a result of the ownership change.

Guaranteed Withdrawal Benefit Annuity Payout Option: Several annuity payout plans are available under the contract. As an alternative to these annuity payout plans, a fixed annuity payout option is available under the Guarantor Withdrawal Benefit for Life® rider.

Under this option the amount payable each year will be equal to the remaining schedule of GBPs, but the total amount paid over the life of the annuity will not exceed the current total RBA at the time you begin this fixed annuity payout option. These annualized amounts will be paid in the frequency that you elect. The frequencies will be among those offered by us at that time but will be no less frequent than annually. If, at the death of the owner, total payouts have been made for less than the RBA, the remaining payouts will be paid to the beneficiary (see “The Annuity Payout Period” and “Taxes”).

This option may not be available if the contract is issued to qualify under Section 403 or 408 of the Code, as amended. For such contracts, this option will be available only if the guaranteed payment period is less than the life expectancy of the owner at the time the option becomes effective. Such life expectancy will be computed under the mortality table we then use to determine current life annuity purchase rates under the contract to which this rider is attached.

This annuity payout option may also be elected by the beneficiary of a contract as a settlement option.

RIVERSOURCE ENDEAVOR SELECT VARIABLE ANNUITY — PROSPECTUS 115

Whenever multiple beneficiaries are designated under the contract, each such beneficiary’s share of the proceeds if they elect this option will be in proportion to their applicable designated beneficiary percentage. Beneficiaries of nonqualified contracts may elect this settlement option subject to the distribution requirements of the contract. We reserve the right to adjust the future schedule of GBPs if necessary to comply with the Code.

RIDER TERMINATION
The Guarantor Withdrawal Benefit for Life® rider cannot be terminated either by you or us except as follows:

1.	Annuity payouts under an annuity payout plan will terminate the rider.

2.	Termination of the contract for any reason will terminate the rider.

EXAMPLES OF THE GUARANTOR WITHDRAWAL BENEFIT FOR LIFE®

Example #1: Covered person has not reached age 65 at the time the contract and rider are purchased.

Assumptions:

•	You purchase the contract with a payment of $100,000.

•	You are the sole owner and also the annuitant. You are age 60.

•	You make no additional payments to the contract.

•	Automatic annual step-ups are applied each anniversary when available, where the contract value is greater than the RBA and/or 6% of the contract value is greater than the ALP. Applied annual step-ups are indicated in bold.

			Hypothetical
Contract			Assumed
Duration	Purchase	Partial	Contract	Basic Withdrawal Benefit						Lifetime Withdrawal Benefit
in Years	Payments	Withdrawals	Value	GBA		RBA		GBP	RBP	ALP			RALP

At Issue	$100,000	$ N/A	$100,000	$100,000		$100,000		$7,000	$7,000	$	N/A		$	N/A

0.5	0	7,000	92,000	100,000		93,000		7,000	0		N/A			N/A

1	0	0	91,000	100,000		93,000		7,000	7,000		N/A			N/A

1.5	0	7,000	83,000	100,000		86,000		7,000	0		N/A			N/A

2	0	0	81,000	100,000		86,000		7,000	7,000		N/A			N/A

5	0	0	75,000	100,000		86,000		7,000	7,000		5,160	(1)		5,160	(1)

5.5	0	5,160	70,000	100,000		80,840		7,000	1,840		5,160			0

6	0	0	69,000	100,000		80,840		7,000	7,000		5,160			5,160

6.5	0	7,000	62,000	100,000		73,840		7,000	0		3,720	(2)		0

7	0	0	70,000	100,000		73,840		7,000	7,000		4,200			4,200

7.5	0	10,000	51,000	51,000	(3)	51,000	(3)	3,570	0		3,060	(3)		0

8	0	0	55,000	55,000		55,000		3,850	3,850		3,300			3,300

At this point, assuming no additional activity (step ups, excess withdrawals, purchase payments, spousal continuation or contract ownership change), you can continue to withdraw up to either the GBP of $3,850 each year until the RBA is reduced to zero, or the ALP of $3,300 each year until the later of your death or the RBA is reduced to zero.

(1)	The ALP and RALP are established on the contract anniversary date following the date the covered person reaches age 65.
(2)	The $7,000 withdrawal is greater than the $5,160 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the ALP, resetting the ALP to the lesser of the prior ALP or 6% of the contract value following the withdrawal.
(3)	The $10,000 withdrawal is greater than both the $7,000 RBP allowed under the basic withdrawal benefit and the $4,200 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the GBA, RBA, and ALP. The GBA is reset to the lesser of the prior GBA or the contract value following the withdrawal. The RBA is reset to the lesser of the prior RBA less the withdrawal or the contract value following the withdrawal. The ALP is reset to the lesser of the prior ALP or 6% of the contract value following the withdrawal.

 116  RIVERSOURCE ENDEAVOR SELECT VARIABLE ANNUITY — PROSPECTUS

Example #2: Covered person has reached 65 at the time the contract and rider are purchased.

Assumptions:

•	You purchase the contract with a payment of $100,000.

•	You are the sole owner and also the annuitant. You are age 65.

•	You make no additional payments to the contract.

•	Automatic annual step-ups are applied each anniversary when available, where the contract value is greater than the RBA and/or 6% of the contract value is greater than the ALP. Applied annual step-ups are indicated in bold.

			Hypothetical
Contract			Assumed
Duration	Purchase	Partial	Contract	Basic Withdrawal Benefit							Lifetime Withdrawal Benefit
in Years	Payments	Withdrawals	Value	GBA		RBA		GBP	RBP		ALP		RALP

At Issue	$100,000	$ N/A	$100,000	$100,000		$100,000		$7,000	$7,000		$6,000		$6,000

1	0	0	105,000	105,000		105,000		7,350	7,000	(1)	6,300		6,000	(1)

2	0	0	110,000	110,000		110,000		7,700	7,000	(1)	6,600		6,000	(1)

3	0	0	110,000	110,000		110,000		7,700	7,700	(2)	6,600		6,600	(2)

3.5	0	6,600	110,000	110,000		103,400		7,700	1,100		6,600		0

4	0	0	115,000	115,000		115,000		8,050	8,050		6,900		6,900

4.5	0	8,050	116,000	115,000		106,950		8,050	0		6,900	(3)	0

5	0	0	120,000	120,000		120,000		8,400	8,400		7,200		7,200

5.5	0	10,000	122,000	120,000	(4)	110,000	(4)	8,400	0		7,200	(4)	0

6	0	0	125,000	125,000		125,000		8,750	8,750		7,500		7,500

At this point, assuming no additional activity (step ups, excess withdrawals, purchase payments, spousal continuation or contract ownership change), you can continue to withdraw up to either the GBP of $8,750 each year until the RBA is reduced to zero, or the ALP of $7,500 each year until the later of your death or the RBA is reduced to zero.

(1)	The annual step-up has not been applied to the RBP or RALP because any withdrawal after step up during the waiting period would reverse any prior step ups prior to determining if the withdrawal is excess. Therefore, during the waiting period, the RBP is the amount you can withdraw without incurring the GBA and RBA excess withdrawal processing, and the RALP is the amount you can withdraw without incurring the ALP excess withdrawal processing.
(2)	On the third anniversary (after the end of the waiting period), the RBP and RALP are set equal to the GBP and ALP, respectively.
(3)	The $8,050 withdrawal is greater than the $6,900 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the ALP, resetting the ALP to the lesser of the prior ALP or 6% of the contract value following the withdrawal.
(4)	The $10,000 withdrawal is greater than both the $8,400 RBP allowed under the basic withdrawal benefit and the $7,200 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the GBA, RBA, and ALP. The GBA is reset to the lesser of the prior GBA or the contract value following the withdrawal. The RBA is reset to the lesser of the prior RBA less the withdrawal or the contract value following the withdrawal. The ALP is reset to the lesser of the prior ALP or 6% of the contract value following the withdrawal.

RIVERSOURCE ENDEAVOR SELECT VARIABLE ANNUITY — PROSPECTUS 117

Appendix L: Guarantor Withdrawal Benefit Rider

GUARANTOR WITHDRAWAL BENEFIT RIDER
The Guarantor Withdrawal Benefit is an optional benefit that was offered for an additional annual charge if(1):

•	your contract application was signed on or after April 30, 2005 in those states where the SecureSource rider and/or the Guarantor Withdrawal Benefit for Life rider are/were not available;

•	you and the annuitant were 79 or younger on the date the contract was issued.

(1)	The Guarantor Withdrawal Benefit is not available under an inherited qualified annuity.

You must elect the Guarantor Withdrawal Benefit rider when you purchase your contract (original rider). The original rider you receive at contract issue offers an elective annual step-up and any withdrawal after a step up during the first three years is considered an excess withdrawal, as described below. The rider effective date of the original rider is the contract issue date.

We will offer you the option of replacing the original rider with a new Guarantor Withdrawal Benefit (enhanced rider), if available in your state. The enhanced rider offers an automatic annual step-up and a withdrawal after a step up during the first three years is not necessarily an excess withdrawal, as described below. The effective date of the enhanced rider will be the contract issue date except for the automatic step-up which will apply to contract anniversaries that occur after you accept the enhanced rider. The descriptions below apply to both the original and enhanced riders unless otherwise noted.

The Guarantor Withdrawal Benefit initially provides a guaranteed minimum withdrawal benefit that gives you the right to take limited partial withdrawals in each contract year that over time will total an amount equal to your purchase payments plus any purchase payment credits. Certain withdrawals and step ups, as described below, can cause the initial guaranteed withdrawal benefit to change. The guarantee remains in effect if your partial withdrawals in a contract year do not exceed the allowed amount. As long as your withdrawals in each contract year do not exceed the allowed amount, you will not be assessed a withdrawal charge. Under the original rider, the allowed amount is the Guaranteed Benefit Payment (GBP — the amount you may withdraw under the terms of the rider in each contract year, subject to certain restrictions prior to the third contract anniversary, as described below). Under the enhanced rider, the allowed amount is equal to 7% of purchase payments and purchase payment credits for the first three years, and the GBP in all other years.

If you withdraw an amount greater than the allowed amount in a contract year, we call this an “excess withdrawal” under the rider. If you make an excess withdrawal under the rider:

•	withdrawal charges, if applicable, will apply only to the amount of the withdrawal that exceeds the allowed amount;

•	the guaranteed benefit amount will be adjusted as described below; and

•	the remaining benefit amount will be adjusted as described below.

For a partial withdrawal that is subject to a withdrawal charge, the amount we actually deduct from your contract value will be the amount you request plus any applicable withdrawal charge (see “Charges — Withdrawal Charge”). Market value adjustments, if applicable, will also be made (see “Guarantee Period Accounts (GPAs) — Market Value Adjustment”). We pay you the amount you request. Any partial withdrawals you take under the contract will reduce the value of the death benefits (see “Benefits in Case of Death”). Upon full withdrawal of the contract, you will receive the remaining contract value less any applicable charges (see “Withdrawals”).

Once elected, the Guarantor Withdrawal Benefit rider may not be cancelled and the fee will continue to be deducted until the contract is terminated, the contract value reduces to zero (described below) or annuity payouts begin. If you select the Guarantor Withdrawal Benefit rider, you may not select an Income Assurer Benefit rider or the Accumulation Protector Benefit® rider. If you exercise the annual step up election (see “Elective Step Up” and “Annual Step Up” below), the special spousal continuation step up election (see “Spousal Continuation and Special Spousal Continuation Step Up” below) or change your Portfolio Navigator investment option, the rider charge may change (see “Charges”).

You should consider whether the Guarantor Withdrawal Benefit is appropriate for you because:

•	Use of Portfolio Navigator Program Required: You must participate in the PN program if you purchase a contract on or after May 1, 2006 with this rider (see “Making the Most of Your Contract — Portfolio Navigator Asset Allocation Program”). If you selected this Guarantor Withdrawal Benefit rider before May 1, 2006, you must participate in the asset allocation program (see “Appendix J: Asset Allocation Program for Contracts with Applications Signed Before May 1, 2006”), however, you may elect to participate in the PN program after May 1, 2006. The PN program and the asset allocation program limit your choice of investments. This means you will not be able to allocate contract value to all of the subaccounts, GPAs or the one-year fixed account that are available under the contract to contract owners who do not elect this rider. You may allocate purchase payments and any purchase payment credits to the DCA fixed account, when available, and we will make monthly transfers into the investment option you have chosen.

 118  RIVERSOURCE ENDEAVOR SELECT VARIABLE ANNUITY — PROSPECTUS

•	Limitations on Purchase Payments: We reserve the right to limit the cumulative amount of purchase payments, subject to state restrictions. For current purchase payment restrictions, please see “Buying Your Contract — Purchase Payments”.

•	Interaction with the Total Free Amount (TFA) contract provision: The TFA is the amount you are allowed to withdraw in each contract year without incurring a withdrawal charge (see “Charges — Withdrawal Charge”). The TFA may be greater than GBP under this rider. Any amount you withdraw under the contract’s TFA provision that exceeds the GBP is subject to the excess withdrawal processing for the GBA and RBA described below.

•	Rider A — Limitations on Purchase of Other Riders under this Contract: If you select the Guarantor Withdrawal Benefit rider, you may not elect the Accumulation Protector Benefit rider.

•	Non-Cancelable: Once elected, the Guarantor Withdrawal Benefit rider may not be cancelled and the fee will continue to be deducted until the contract is terminated, the contract value reduces to zero (described below) or annuity payouts begin.

You should consult your tax advisor if you have any questions about the use of this rider in your tax situation:

•	Tax Considerations for Non-Qualified Annuities: Withdrawals are taxable income to the extent of earnings. Withdrawals of earnings before age 59 1/2 may incur a 10% IRS early withdrawal penalty.

•	Tax Considerations for Qualified Annuities: Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract (see “Taxes — Qualified Annuities — Required Minimum Distributions”). If you have a qualified annuity, you may need to take an RMD. If you make a withdrawal in any contract year to satisfy an RMD, this may constitute an excess withdrawal, as defined below, and the excess withdrawal processing described below will apply. Under the terms of the enhanced rider, we allow you to satisfy the RMD based on the life expectancy RMD for your contract and the requirements of the Code and regulations in effect when you purchase your contract, without the withdrawal being treated as an excess withdrawal. It is our current administrative practice to make the same accommodation under the original rider, however, we reserve the right to discontinue our administrative practice and will give you 30 days’ written notice of any such change.

For owners subject to RMD rules under Section 401(a)(9), our current administrative practice under both the original and the enhanced riders is to allow amounts you withdraw to satisfy these rules without applying excess withdrawal processing under terms of the rider, subject to the following rules:

(1)	If your Annual Life Expectancy Required Minimum Distribution Amount (ALERMDA) is greater than the RBP from the beginning of the current contract year, an Additional Benefit Amount (ABA) will be set equal to that portion of your ALERMDA that exceeds the RBP.

(2)	Any withdrawals taken in a contract year will count first against and reduce the RBP for that contract year.

(3)	Once the RBP for the current contract year has been depleted, any additional amounts withdrawn will count against and reduce any ABA. These withdrawals will not be considered excess withdrawals as long as they do not exceed the remaining ABA.

(4)	Once the ABA has been depleted, any additional withdrawal amounts will be considered excess withdrawals and will initiate the excess withdrawal processing described in the Guarantor Withdrawal Benefit rider.

The Annual Life Expectancy Required Minimum Distribution Amount (ALERMDA) is:

(1)	determined by us each calendar year;

(2)	based solely on the value of the contract to which the Guarantor Withdrawal Benefit rider is attached as of the date we make the determination; and

(3)	based on the company’s understanding and interpretation of the requirements for life expectancy distributions intended to satisfy the required minimum distribution rules under Section 401(a)(9) and the Treasury Regulations promulgated thereunder, as applicable, on the effective date of this prospectus to:

1.	an individual retirement annuity (Section 408(b));

2.	a Roth individual retirement account (Section 408A);

3.	a Simplified Employee Pension plan (Section 408(k));

4.	a tax-sheltered annuity rollover (Section 403(b)).

We reserve the right to modify our administrative practice described above and will give you 30 days’ written notice of any such change.

In the future, the requirements under the Code for such distributions may change and the life expectancy amount calculation provided under your Guarantor Withdrawal Benefit rider may not be sufficient to satisfy the requirements under the Code for these types of distributions. In such a situation, amounts withdrawn to satisfy such distribution requirements will exceed

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your RBP amount and may result in the reduction of your GBA and RBA as described under the excess withdrawal provision of the rider.

Please note that RMD rules follow the calendar year which most likely does not coincide with your contract year and therefore may limit when you can take your RMD and not be subject to excess withdrawal processing.

In cases where the Code does not allow the life expectancy of a natural person to be used to calculate the required minimum distribution amount (e.g. ownership by a trust or a charity), we will calculate the life expectancy RMD amount calculated by us as zero in all years. The life expectancy required minimum distribution amount calculated by us will also equal zero in all years.

•	Limitations on TSAs: Your right to take withdrawals is restricted if your contract is a TSA (see “TSA — Special Provisions”). Therefore, the Guarantor® Withdrawal Benefit rider may be of limited value to you. You should consult your tax advisor before you select this optional rider if you have any questions about the use of this rider in your tax situation;

The terms “Guaranteed Benefit Amount” and “Remaining Benefit Amount” are described below. Each is used in the operation of the GBP, the RBP, the elective step up, the annual step up, the special spousal continuation step up and the Guaranteed Withdrawal Benefit Annuity Payout Option.

Guaranteed Benefit Amount
The Guaranteed Benefit Amount (GBA) is equal to the initial purchase payment, plus any purchase payment credits, adjusted for subsequent purchase payments, any purchase payment credits, partial withdrawals in excess of the GBP, and step ups. The maximum GBA is $5,000,000.

The GBA is determined at the following times:

•	At contract issue — the GBA is equal to the initial purchase payment, plus any purchase payment credit;

•	When you make additional purchase payments — each additional purchase payment plus any purchase payment credit has its own GBA equal to the amount of the purchase payment plus any purchase payment credit. The total GBA when an additional purchase payment and purchase payment credit are added is the sum of the individual GBAs immediately prior to the receipt of the additional purchase payment, plus the GBA associated with the additional purchase payment;

•	At step up — (see “Elective Step Up” and “Annual Step Up” headings below).

•	When you make a partial withdrawal:

(a)	and all of your withdrawals in the current contract year, including the current withdrawal, are less than or equal to the GBP — the GBA remains unchanged. If the partial withdrawal is taken during the first three years, the GBA and the GBP are calculated after the reversal of any prior step ups;

(b)	and all of your withdrawals in the current contract year, including the current withdrawal, are greater than the GBP — the following excess withdrawal processing will be applied to the GBA. If the partial withdrawal is taken during the first three years, the GBA and the GBP are calculated after the reversal of any prior step ups:

(c)	under the original rider in a contract year after a step up but before the third contract anniversary — the following excess withdrawal processing will be applied to the GBA. If the partial withdrawal is taken during the first three years, the GBA and the GBP are calculated after the reversal of any prior step ups:

GBA EXCESS WITHDRAWAL PROCESSING
The total GBA will automatically be reset to the lesser of (a) the total GBA immediately prior to the withdrawal; or (b) the contract value immediately following the withdrawal. If there have been multiple purchase payments, each payment’s GBA after the withdrawal will be reset to equal that payment’s RBA after the withdrawal plus (a) times (b), where:

(a)	is the ratio of the total GBA after the withdrawal less the total RBA after the withdrawal to the total GBA before the withdrawal less the total RBA after the withdrawal; and

(b)	is each payment’s GBA before the withdrawal less that payment’s RBA after the withdrawal.

Remaining Benefit Amount
The remaining benefit amount (RBA) at any point is the total guaranteed amount available for future partial withdrawals. The maximum RBA is $5,000,000.

The RBA is determined at the following times:

•	At contract issue — the RBA is equal to the initial purchase payment plus any purchase payment credit;

•	When you make additional purchase payments — each additional purchase payment plus any purchase payment credit has its own RBA equal to the amount of the purchase payment plus any purchase payment credit. The total RBA when an

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additional purchase payment and purchase payment credit are added is the sum of the individual RBAs immediately prior to the receipt of the additional purchase payment, plus the RBA associated with the additional payment;

•	At step up — (see “Elective Step Up” and “Annual Step Up” headings below).

•	When you make a partial withdrawal:

(a)	and all of your withdrawals in the current contract year, including the current withdrawal, are less than or equal to the GBP — the RBA becomes the RBA immediately prior to the partial withdrawal, less the partial withdrawal. If the partial withdrawal is taken during the first three years, the RBA and the GBP are calculated after the reversal of any prior step ups;

(b)	and all of your withdrawals in the current contract year, including the current withdrawal, are greater than the GBP — the following excess withdrawal processing will be applied to the RBA. If the partial withdrawal is taken during the first three years, the RBA and the GBP are calculated after the reversal of any prior step ups;

(c)	under the original rider after a step up but before the third contract anniversary — the following excess withdrawal processing will be applied to the RBA. If the partial withdrawal is taken during the first three years, the RBA and the GBP are calculated after the reversal of any prior step ups;

RBA EXCESS WITHDRAWAL PROCESSING
The RBA will automatically be reset to the lesser of (a) the contract value immediately following the withdrawal, or (b) the RBA immediately prior to the withdrawal, less the amount of the withdrawal.

If there have been multiple purchase payments, any reduction of the RBA will be taken out of each payment’s RBA in the following manner:

The withdrawal amount up to the remaining benefit payment (defined below) is taken out of each RBA bucket in proportion to its remaining benefit payment at the time of the withdrawal; and the withdrawal amount above the remaining benefit payment and any amount determined by the excess withdrawal processing are taken out of each RBA bucket in proportion to its RBA at the time of the withdrawal.

Guaranteed Benefit Payment
Under the original rider, the GBP is the amount you may withdraw under the terms of the rider in each contract year, subject to certain restrictions prior to the third anniversary.

Under the enhanced rider, the GBP is the withdrawal amount that you are entitled to take each contract year after the third anniversary until the RBA is depleted.

Under the original rider, the GBP is equal to 7% of the GBA. Under the enhanced rider, the GBP is the lesser of (a) 7% of the GBA, or (b) the RBA. Under both the original and enhanced riders, if you withdraw less than the GBP in a contract year, there is no carry over to the next contract year.

Remaining Benefit Payment
Under the original rider, at the beginning of each contract year, the remaining benefit payment (RBP) is set as the lesser of (a) the GBP, or (b) the RBA.

Under the enhanced rider, at the beginning of each contract year, during the first three years and prior to any withdrawal, the RBP for each purchase payment is set equal to that purchase payment plus any purchase payment credit, multiplied by 7%. At the beginning of any other contract year, each individual RBP is set equal to each individual GBP.

Each additional purchase payment has its own RBP established equal to that payment’s GBP. The total RBP is equal to the sum of the individual RBPs.

Whenever a partial withdrawal is made, the RBP equals the RBP immediately prior to the partial withdrawal less the amount of the partial withdrawal, but not less than zero.

Elective Step Up (under the original rider only)
You have the option to increase the RBA, the GBA, the GBP and the RBP beginning with the first contract anniversary. An annual elective step up option is available for 30 days after the contract anniversary. The elective step up option allows you to step up the remaining benefit amount and guaranteed benefit amount to the contract value on the valuation date we receive your written request to step up.

The elective step up is subject to the following rules:

•	if you do not take any withdrawals during the first three years, you may step up annually beginning with the first contract anniversary;

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•	if you take any withdrawals during the first three years, the annual elective step up will not be available until the third contract anniversary;

•	if you step up but then take a withdrawal prior to the third contract anniversary, you will lose any prior step ups and the withdrawal will be considered an excess withdrawal subject to the GBA and RBA excess withdrawal processing discussed under the “Guaranteed Benefit Amount” and “Remaining Benefit Amount” headings above; and

•	you may take withdrawals on or after the third contract anniversary without reversal of previous step ups.

You may elect a step up only once each contract year within 30 days after the contract anniversary. Once a step up has been elected, another step up may not be elected until the next contract anniversary.

You may only step up if your contract value on the valuation date we receive your written request to step up is greater than the RBA. The elective step up will be determined as follows:

•	The effective date of the elective step up is the valuation date we receive your written request to step up.

•	The RBA will be increased to an amount equal to the contract value on the valuation date we receive your written request to step up.

•	The GBA will be increased to an amount equal to the greater of (a) the GBA immediately prior to the elective step up; or (b) the contract value on the valuation date we receive your written request to step up.

•	The GBP will be increased to an amount equal to the greater of (a) the GBP immediately prior to the elective step up; or (b) 7% of the GBA after the elective step up.

•	The RBP will be increased to the lesser of (a) the RBA after the elective step up; or (b) the GBP after the elective step up less any withdrawals made during that contract year.

Annual Step Up (under the enhanced rider only)
Beginning with the first contract anniversary after you accept the enhanced rider, an increase of the RBA, the GBA, the GBP and the RBP may be available. A step up does not create contract value, guarantee performance of any investment options, or provide a benefit that can be withdrawn or paid upon death. Rather, a step up determines the current values of the GBA, RBA, GBP and RBP, and may extend the payment period or increase allowable payment.

The annual step up is subject to the following rules:

•	The annual step up is available when the RBA would increase on the step up date. The applicable step up date depends on whether the annual step up is applied on an automatic or elective basis.

•	If the application of the step does not increase the rider charge, the annual step up will be automatically applied to your contract and the step up date is the contract anniversary date.

•	If the application of the step up would increase the rider charge, the annual step up is not automatically applied. Instead, you have the option to step up for 30 days after the contract anniversary. If you exercise the elective annual step up option, you will pay the rider charge in effect on the step up date. If you wish to exercise the elective annual step up option, we must receive a request from you or your investment professional. The step up date is the date we receive your request to step up. If your request is received after the close of business, the step up date will be the next valuation day.

•	Only one step up is allowed each contract year.

•	If you take any withdrawals during the first three years, any previously applied step ups will be reversed and the annual step up will not be available until the third contract anniversary;

•	You may take withdrawals on or after the third contract anniversary without reversal of previous step ups.

The annual step up will be determined as follows:

•	The RBA will be increased to an amount equal to the contract value on the step up date.

•	The GBA will be increased to an amount equal to the greater of (a) the GBA immediately prior to the annual step up; or (b) the contract value on the step up date.

•	The GBP will be calculated as described earlier, but based on the increased GBA and RBA.

•	The RBP will be reset as follows:

(a)	Prior to any withdrawals during the first three years, the RBP will not be affected by the step up.

(b)	At any other time, the RBP will be reset as the increased GBP less all prior withdrawals made during the current contract year, but never less than zero.

Spousal Continuation and Special Spousal Continuation Step Up
If a surviving spouse elects to continue the contract, this rider also continues. The spousal continuation step up is in addition to the elective step up or the annual step up. When a spouse elects to continue the contract, any rider feature processing

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particular to the first three years of the contract as described in this prospectus no longer applies. The GBA, RBA and GBP values remain unchanged. The RBP is automatically reset to the GBP less all prior withdrawals made in the current contract year, but not less than zero.

A surviving spouse may elect a spousal continuation step up by written request within 30 days following the spouse’s election to continue the contract. This step up may be made even if withdrawals have been taken under the contract during the first three years. Under this step up, the RBA will be reset to the greater of the RBA or the contract value on the valuation date we receive the spouse’s written request to step up; the GBA will be reset to the greater of the GBA or the contract value on the same valuation date. If a spousal continuation step up is elected and we have increased the charge for the rider for new contract owners, the spouse will pay the charge that is in effect on the valuation date we receive the written request to step up.

It is our current administrative practice to process the spousal continuation step up as described in the next paragraph; however, we reserve the right to discontinue our administrative practice and will give you 30 days’ written notice of any such change.

At the time of spousal continuation, a step-up may be available. All annual step-up rules (see “Annual Step-Up” heading above), other than those that apply to the waiting period, also apply to the spousal continuation step-up. If the spousal continuation step-up is processed automatically, the step-up date is the valuation date spousal continuation is effective. If not, the spouse must elect the step up and must do so within 30 days of the spousal continuation date. If the spouse elects the spousal continuation step up, the step-up date is the valuation date we receive the spouse’s written request to step-up if we receive the request by the close of business on that day, otherwise the next valuation date.

Guaranteed Withdrawal Benefit Annuity Payout Option
Several annuity payout plans are available under the contract. As an alternative to these annuity payout plans, a fixed annuity payout option is available under the Guarantor® Withdrawal Benefit.

Under this option the amount payable each year will be equal to the remaining schedule of GBPs, but the total amount paid over the life of the annuity will not exceed the current total RBA at the time you begin this fixed annuity option. These annualized amounts will be paid in the frequency that you elect. The frequencies will be among those offered by us at that time but will be no less frequent than annually. If, at the death of the owner, total payments have been made for less than the RBA, the remaining payments will be paid to the beneficiary (see “The Annuity Payout Period” and “Taxes”).

This annuity payout option may also be elected by the beneficiary of a contract as a settlement option. Whenever multiple beneficiaries are designated under the contract, each such beneficiary’s share of the proceeds if they elect this option will be in proportion to their applicable designated beneficiary percentage. Beneficiaries of nonqualified contracts may elect this settlement option subject to the distribution requirements of the contract. We reserve the right to adjust the remaining schedule of GBPs if necessary to comply with the Code.

If Contract Value Reduces to Zero
If the contract value reduces to zero and the RBA remains greater than zero, the following will occur:

•	you will be paid according to the annuity payout option described above;

•	we will no longer accept additional purchase payments;

•	you will no longer be charged for the rider;

•	any attached death benefit riders will terminate; and

•	the death benefit becomes the remaining payments under the annuity payout option described above.

If the contract value falls to zero and the RBA is depleted, the Guarantor® Withdrawal Benefit rider and the contract will terminate.

EXAMPLE OF THE GUARANTOR® WITHDRAWAL BENEFIT
Assumption:

•	You purchase the contract with a payment of $100,000.

The Guaranteed Benefit Amount (GBA) equals your purchase payment:	$100,000
The Guaranteed Benefit Payment (GBP) equals 7% of your GBA:
0.07 × $100,000 =	$7,000
The Remaining Benefit Amount (RBA) equals your purchase payment:	$100,000
On the first contract anniversary the contract value grows to $110,000. You decide to step up your benefit.
The RBA equals 100% of your contract value:	$110,000
The GBA equals 100% of your contract value:	$110,000
The GBP equals 7% of your stepped-up GBA:
0.07 × $110,000 =	$7,700

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During the fourth contract year you decide to take a partial withdrawal of $7,700.
You took a partial withdrawal equal to your GBP, so your RBA equals the prior RBA less the amount of the partial withdrawal:
$110,000 – $7,700 =	$102,300
The GBA equals the GBA immediately prior to the partial withdrawal:	$110,000
The GBP equals 7% of your GBA:
0.07 × $110,000 =	$7,700
On the fourth contract anniversary you make an additional purchase payment of $50,000
The new RBA for the contract is equal to your prior RBA plus 100% of the additional purchase payment:
$102,300 + $50,000 =	$152,300
The new GBA for the contract is equal to your prior GBA plus 100% of the additional purchase payment:
$110,000 + $50,000 =	$160,000
The new GBP for the contract is equal to your prior GBP plus 7% of the additional purchase payment:
$7,700 + $3,500 =	$11,200
On the fifth contract anniversary your contract value grows to $200,000. You decide to step up your benefit.
The RBA equals 100% of your contract value:	$200,000
The GBA equals 100% of your contract value:	$200,000
The GBP equals 7% of your stepped-up GBA:
0.07 × $200,000 =	$14,000
During the seventh contract year your contract value grows to $230,000. You decide to take a partial withdrawal of $20,000. You took more than your GBP of $14,000 so your RBA gets reset to the lesser of:

(1) your contract value immediately following the partial withdrawal;
$230,000 – $20,000 =	$210,000
OR
(2) your prior RBA less the amount of the partial withdrawal.
$200,000 – $20,000 =	$180,000
Reset RBA = lesser of (1) or (2) =	$180,000
The GBA gets reset to the lesser of:
(1) your prior GBA	$200,000
OR
(2) your contract value immediately following the partial withdrawal;
$230,000 – $20,000 =	$210,000
Reset GBA = lesser of (1) or (2) =	$200,000
The Reset GBP is equal to 7% of your Reset GBA:
0.07 × $200,000 =	$14,000
During the eighth contract year your contract value falls to $175,000. You decide to take a partial withdrawal of $25,000. You took more than your GBP of $14,000 so your RBA gets reset to the lesser of:

(1) your contract value immediately following the partial withdrawal;
$175,000 – $25,000 =	$150,000
OR
(2) your prior RBA less the amount of the partial withdrawal.
$180,000 – $25,000 =	$155,000
Reset RBA = lesser of (1) or (2) =	$150,000
The GBA gets reset to the lesser of:
(1) your prior GBA;	$200,000
OR
(2) your contract value immediately following the partial withdrawal;
$175,000 – $25,000 =	$150,000
Reset GBA = lesser of (1) or (2) =	$150,000
The Reset GBP is equal to 7% of your Reset GBA:
0.07 × $150,000 =	$10,500

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Appendix M: Example — Income Assurer Benefit Riders

INCOME ASSURER BENEFIT® RIDERS
The following three optional Income Assurer Benefit riders were available under your contract if you purchased your contract prior to May 1, 2007. These riders are no longer available for purchase.

•	Income Assurer Benefit – MAV;

•	Income Assurer Benefit – 5% Accumulation Benefit Base; or

•	Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base.

The Income Assurer Benefit riders are intended to provide you with a guaranteed minimum income regardless of the volatility inherent in the investments in the subaccounts. The riders benchmark the contract growth at each anniversary against several comparison values and set the guaranteed income benefit base (described below) equal to the largest value. The guaranteed income benefit base, less any applicable premium tax, is the value we apply to the guaranteed annuity purchase rates stated in Table B of the contract to calculate the minimum annuity payouts you will receive if you exercise the rider. If the guaranteed income benefit base is greater than the contract value, the guaranteed income benefit base may provide a higher annuity payout level than is otherwise available. However, the riders use guaranteed annuity purchase rates which may result in annuity payouts that are less than those using the annuity purchase rates that we may apply at annuitization under the standard contract provisions. Therefore, the level of income provided by the riders may be less than the contract otherwise provides. If the annuity payouts through the standard contract provisions are more favorable than the payouts available through the riders, you will receive the higher standard payout option. The guaranteed income benefit base does not create contract value or guarantee the performance of any investment option.

The general information in this section applies to each Income Assurer Benefit rider.

Here are some general terms that are used to describe the Income Assurer Benefit riders in the sections below:

Guaranteed Income Benefit Base: The guaranteed income benefit base is the value that will be used to determine minimum annuity payouts when the rider is exercised. It is an amount we calculate, depending on the Income Assurer Benefit rider you choose, that establishes a benefit floor. When the benefit floor amount is greater than the contract value, there may be a higher annuitization payout than if you annuitized your contract without the Income Assurer Benefit®. Your annuitization payout will never be less than that provided by your contract value.

Excluded Investment Options: These investment options are listed in your contract under contract data and will include the Columbia Variable Portfolio – Cash Management Fund and, if available under your contract, the GPAs and/or the one-year fixed account. Excluded investment options are not used in the calculation of this riders’ variable account floor for the Income Assurer Benefit – 5% Accumulation Benefit Base and the Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base.

Excluded Payments: These are purchase payments and any purchase payment credits, paid in the last five years before exercise of the benefit which we reserve the right to exclude from the calculation of the guaranteed income benefit base.

Proportionate Adjustments for Partial Withdrawals: These are calculated as the product of (a) times (b) where:

(a)	is the ratio of the amount of the partial withdrawal (including any withdrawal charges or MVA) to the contract value on the date of (but prior to) the partial withdrawal; and

(b)	is the benefit on the date of (but prior to) the partial withdrawal.

Protected Investment Options: All investment options available under this contract that are not defined as Excluded Investment options under contract data are known as protected investment options for purposes of this rider and are used in the calculation of the variable account floor for the Income Assurer Benefit – 5% Accumulation Benefit Base and the Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base.

Waiting Period: This rider can only be exercised after the expiration of a 10-year waiting period. We reserve the right to restart the waiting period if you elect to change your PN program investment option to one that causes the rider charge to increase.

The following are general provisions that apply to each Income Assurer Benefit®:

Exercising the Rider
Rider exercise conditions are:

•	you may only exercise the Income Assurer Benefit rider within 30 days after any contract anniversary following the expiration of the waiting period;

•	the annuitant on the retirement date must be between 50 to 86 years old; and

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•	you can only take an annuity payment in one of the following annuity payout plans:

Plan A — Life Annuity – No Refund;

Plan B — Life Annuity with Ten or Twenty Years Certain;

Plan D —	Joint and Last Survivor Life Annuity – No Refund;
Joint and Last Survivor Life Annuity with Twenty Years Certain; or

Plan E — Twenty Years Certain.

After the expiration of the waiting period, the Income Assurer Benefit® rider guarantees a minimum amount of fixed annuity lifetime income during annuitization or the option of variable annuity payouts with a guaranteed minimum initial payout or a combination of the two options.

If your contract value falls to zero as the result of adverse market performance or the deduction of fees and/or charges at any time, the contract and all its riders, including this rider, will terminate without value and no benefits will be paid on account of such termination. Exception: if you are still living, and the annuitant is between 50 and 86 years old, an amount equal to the guaranteed income benefit base will be paid to you under the annuity payout plan and frequency that you select, based upon the fixed or variable annuity payouts described above. The guaranteed income benefit base will be calculated and annuitization will occur at the following times.

•	If the contract value falls to zero during the waiting period, the guaranteed income benefit base will be calculated and annuitization will occur on the valuation date after the expiration of the waiting period, or when the annuitant attains age 50 if later.

•	If the contract value falls to zero after the waiting period, the guaranteed income benefit base will be calculated and annuitization will occur immediately, or when the annuitant attains age 50 if later.

Fixed annuity payouts under this rider will occur at the guaranteed annuity purchase rates based on the “2000 Individual Annuitant Mortality Table A” with 100% Projection Scale G and a 2.0% interest rate for contracts purchased on or after May 1, 2006 and if available in your state.(1) These are the same rates used in Table B of the contract (see “The Annuity Payout Period — Annuity Tables”). Your annuity payouts remain fixed for the lifetime of the annuity payout period.

First year variable annuity payouts are calculated in the same manner as fixed annuity payouts. Once calculated, your variable annuity payouts remain unchanged for the first year. After the first year, subsequent annuity payouts are variable and depend on the performance of the subaccounts you select. Variable annuity payouts after the first year are calculated using the following formula:

Pt–1 (1 + i) 1.05	= Pt

Pt-1	= prior annuity payout
Pt	= current annuity payout
i	= annualized subaccount performance

Each subsequent variable annuity payout could be more or less than the previous variable annuity payout if the subaccount investment performance is greater or less than the 5% assumed investment rate. If your subaccount performance equals 5%, your variable annuity payout will be unchanged from the previous variable annuity payout. If your subaccount performance is in excess of 5%, your variable annuity payout will increase from the previous variable annuity payout. If your subaccount investment performance is less than 5%, your variable annuity payout will decrease from the previous variable annuity payout.

(1)	For all other contracts, the guaranteed annuity purchase rates are based on the “1983 Individual Annuitant Mortality Table A” with 100% Projection Scale G and a 2.0% interest rate.

Terminating the Rider
Rider termination conditions are:

•	you may terminate the rider within 30 days following the first anniversary after the effective date of the rider;

•	you may terminate the rider any time after the expiration of the waiting period;

•	the rider will terminate on the date you make a full withdrawal from the contract, or annuitization begins, or on the date that a death benefit is payable; and

•	the rider will terminate* 30 days following the contract anniversary after the annuitant’s 86th birthday.

*	The rider and annual fee terminate 30 days following the contract anniversary after the annuitant’s 86th birthday, however, if you exercise the Income Assurer Benefitsm rider before this time, your benefits will continue according to the annuity payout plan you have selected.

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You may select one of the Income Assurer Benefit® riders described below:

Income Assurer Benefit® – MAV
The guaranteed income benefit base for the Income Assurer Benefitsm – MAV is the greater of these three values:

1.	contract value; or

2.	the total purchase payments and any purchase payment credits made to the contract minus proportionate adjustments for partial withdrawals; or

3.	the maximum anniversary value.

Maximum Anniversary Value (MAV) — is zero prior to the first contract anniversary after the effective date of the rider. On the first contract anniversary after the effective date of the rider, we set the MAV as the greater of these two values:

(a)	current contract value; or

(b)	total payments and any purchase payment credits made to the contract minus proportionate adjustments for partial withdrawals.

Thereafter, we increase the MAV by any additional purchase payments and any purchase payment credits and reduce the MAV by proportionate adjustments for partial withdrawals. Every contract anniversary after that prior to the earlier of your or the annuitant’s 81st birthday, we compare the MAV to the current contract value and we reset the MAV to the higher amount.

If we exercise our right to not reflect excluded payments in the calculation of the guaranteed income benefit base, we will calculate the guaranteed income benefit base as the greatest of these three values:

1.	contract value less the market value adjusted excluded payments; or

2.	total purchase payments plus any purchase payment credits, less excluded payments, less proportionate adjustments for partial withdrawals; or

3.	the MAV, less market value adjusted excluded payments.

Market Value Adjusted Excluded Payments are calculated as the sum of each excluded purchase payment and any purchase payment credit multiplied by the ratio of the current contract value over the estimated contract value on the anniversary prior to such purchase payment. The estimated contract value at such anniversary is calculated by assuming that payments, any credits, and partial withdrawals occurring in a contract year take place at the beginning of the year for that anniversary and every year after that to the current contract year.

Income Assurer Benefit® – 5% Accumulation Benefit Base
The guaranteed income benefit base for the Income Assurer Benefit® – 5% Accumulation Benefit Base is the greater of these three values:

1.	contract value; or

2.	the total purchase payments and any purchase payment credits made to the contract minus proportionate adjustments for partial withdrawals; or

3.	the 5% variable account floor.

5% Variable Account Floor – is equal to the contract value in the excluded investment options plus the variable account floor. The Income Assurer Benefitsm 5% variable account floor is calculated differently and is not the same value as the death benefit 5% variable account floor.

The variable account floor is zero from the effective date of this rider and until the first contract anniversary after the effective date of this rider. On the first contract anniversary after the effective date of this rider the variable account floor is:

•	the total purchase payments and any purchase payment credits made to the protected investment options minus adjusted partial withdrawals and transfers from the protected investment options; plus

•	an amount equal to 5% of your initial purchase payment and any purchase payment credit allocated to the protected investment options.

On any day after the first contract anniversary following the effective date of this rider, when you allocate additional purchase payments and purchase payment credits to or withdraw or transfer amounts from the protected investment options, we adjust the variable account floor by adding the additional purchase payment and any purchase payment credit and subtracting adjusted withdrawals and adjusted transfers. On each subsequent contract anniversary after the first anniversary of the effective date of this rider, prior to the earlier of your or the annuitant’s 81st birthday, we increase the variable account floor by adding the amount (“roll-up amount”) equal to 5% of the prior contract anniversary’s variable account floor.

RIVERSOURCE ENDEAVOR SELECT VARIABLE ANNUITY — PROSPECTUS 127

The amount of purchase payment and any purchase payment credits withdrawn from or transferred between the excluded investment options and the protected investment options is calculated as (a) times (b) where:

(a)	is the amount of purchase payment and any purchase payment credits in the investment options being withdrawn or transferred on the date of but prior to the current withdrawal or transfer; and

(b)	is the ratio of the amount of the transfer or withdrawal to the value in the investment options being withdrawn or transferred on the date of (but prior to) the current withdrawal or transfer.

The roll-up amount prior to the first anniversary is zero. Also, the roll-up amount on every anniversary after the earlier of your or the annuitant’s 81st birthday is zero.

Adjusted withdrawals and adjusted transfers for the variable account floor are equal to the amount of the withdrawal or transfer from the protected investment options as long as the sum of the withdrawals and transfers from the protected investment options in a contract year do not exceed the roll-up amount from the prior contract anniversary.

If the current withdrawal or transfer from the protected investment options plus the sum of all prior withdrawals and transfers made from the protected investment options in the current policy year exceeds the roll-up amount from the prior contract anniversary we will calculate the adjusted withdrawal or adjusted transfer for the variable account floor as the result of (a) plus [(b) times (c)] where:

(a)	is the roll-up amount from the prior contract anniversary less the sum of any withdrawals and transfers made from the protected investment options in the current policy year but prior to the current withdrawal or transfer. However, (a) can not be less than zero; and

(b)	is the variable account floor on the date of (but prior to) the current withdrawal or transfer from the protected investment options less the value from (a); and

(c)	is the ratio of [the amount of the current withdrawal (including any withdrawal charges or MVA) or transfer from the protected investment options less the value from (a)] to [the total in the protected investment options on the date of (but prior to) the current withdrawal or transfer from the protected investment options less the value from (a)].

If we exercise our right to not reflect excluded payments in the calculation of the guaranteed income benefit base, we will calculate the guaranteed income benefit base as the greatest of these three values:

1.	contract value less the market value adjusted excluded payments (described above); or

2.	total purchase payments and any purchase payment credits, less excluded payments, less proportionate adjustments for partial withdrawals; or

3.	the 5% variable account floor, less 5% adjusted excluded payments.

5% Adjusted Excluded Payments are calculated as the sum of each excluded payment and any credit accumulated at 5% for the number of full contract years they have been in the contract.

Income Assurer Benefit® – Greater of MAV or 5% Accumulation Benefit Base
The guaranteed income benefit base for the Income Assurer Benefit® – Greater of MAV or 5% Accumulation Benefit Base is the greater of these four values:

1.	the contract value;

2.	the total purchase payments and any purchase payment credits made to the contract minus proportionate adjustments for partial withdrawals;

3.	the MAV (described above); or

4.	the 5% variable account floor (described above).

If we exercise our right to not reflect excluded payments in the calculation of the guaranteed income benefit base, we will calculate the guaranteed income benefit base as the greatest of:

1.	contract value less the market value adjusted excluded payments (described above);

2.	total purchase payments and any purchase payment credits, less excluded payments, less proportionate adjustments for partial withdrawals;

3.	the MAV, less market value adjusted excluded payments (described above); or

4.	the 5% Variable Account Floor, less 5% adjusted excluded payments (described above).

 128  RIVERSOURCE ENDEAVOR SELECT VARIABLE ANNUITY — PROSPECTUS

EXAMPLES OF THE INCOME ASSURER BENEFIT RIDERS
The purpose of these examples is to illustrate the operation of the Income Assurer Benefit Riders. The examples compare payouts available under the contract’s standard annuity payout provisions with annuity payouts available under the riders based on the same set of assumptions. The contract values shown are hypothetical and do not represent past or future performance. Actual contract values may be more or less than those shown and will depend on a number of factors, including but not limited to the investment experience of the subaccounts (referred to in the riders as “protected investment options”) and the fees and charges that apply to your contract.

For each of the riders, we provide two annuity payout plan comparisons based on the hypothetical contract values we have assumed. The first comparison assumes that you select annuity payout Plan B, Life Annuity with 10 Years Certain. The second comparison assumes that you select annuity payout Plan D, Joint and Last Survivor Annuity – No Refund.

Remember that the riders require you to participate in the PN program. The riders are intended to offer protection against market volatility in the subaccounts (protected investment options). Some Portfolio Navigator investment options include protected investment options and excluded investment options (Columbia Variable Portfolio – Cash Management Fund, and if available under the contract, GPAs and/or the one-year fixed account). Excluded investment options are not included in calculating the 5% variable account floor under the Income Assurer Benefit – 5% Accumulation Benefit Base rider and the Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base riders. Because the examples which follow are based on hypothetical contract values, they do not factor in differences in PN program investment options.

Assumptions:

•	You purchase the contract during the 2006 calendar year with a payment of $100,000; and

•	you invest all contract value in the subaccounts (protected investment options); and

•	you make no additional purchase payments, partial withdrawals or changes in PN program investment option; and

•	the annuitant is male and age 55 at contract issue; and

•	the joint annuitant is female and age 55 at contract issue.

Example — Income Assurer Benefit – MAV

Based on the above assumptions and taking into account fluctuations in contract value due to market conditions, we calculate the guaranteed income benefit base as:

	Assumed		Maximum	Guaranteed
Contract	Contract	Purchase	Anniversary	Income Benefit
Anniversary	Value	Payments	Value (MAV)(1)	Base – MAV(2)

1	$108,000	$100,000	$108,000	$108,000
2	125,000	none	125,000	125,000
3	132,000	none	132,000	132,000
4	150,000	none	150,000	150,000
5	85,000	none	150,000	150,000
6	121,000	none	150,000	150,000
7	139,000	none	150,000	150,000
8	153,000	none	153,000	153,000
9	140,000	none	153,000	153,000
10	174,000	none	174,000	174,000
11	141,000	none	174,000	174,000
12	148,000	none	174,000	174,000
13	208,000	none	208,000	208,000
14	198,000	none	208,000	208,000
15	203,000	none	208,000	208,000

(1)	The MAV is limited after age 81, but the guaranteed income benefit base may increase if the contract value increases.
(2)	The Guaranteed Income Benefit Base – MAV is a calculated number, not an amount that can be withdrawn. The Guaranteed Income Benefit Base – MAV does not create contract value or guarantee the performance of any investment option.

RIVERSOURCE ENDEAVOR SELECT VARIABLE ANNUITY — PROSPECTUS 129

Plan B – Life Annuity with 10 Years Certain
If you annuitize the contract within 30 days after the illustrated contract anniversary, the minimum monthly income payment under a fixed annuity option (which is the same for the first year of a variable annuity option) on Plan B — Life Annuity with 10 Years Certain would be:

	Standard Provisions			IAB – MAV Provisions

Contract		New Table(1)	Old Table(1)		New Table(1)	Old Table(1)
Anniversary	Assumed	Plan B – Life with	Plan B – Life with	IAB – MAV	Plan B – Life with	Plan B – Life with
at Exercise	Contract Value	10 Years Certain(2)	10 Years Certain(2)	Benefit Base	10 Years Certain(2)	10 Years Certain(2)

10	$174,000	$772.56	$774.30	$174,000	$772.56	$774.30
11	141,000	641.55	642.96	174,000	791.70	793.44
12	148,000	691.16	692.64	174,000	812.58	814.32
13	208,000	996.32	998.40	208,000	996.32	998.40
14	198,000	974.16	976.14	208,000	1,023.36	1,025.44
15	203,000	1,025.15	1,027.18	208,000	1,050.40	1,052.48

(1)	Effective May 1, 2006, we began calculating fixed annuity payments under this rider using the guaranteed annuity purchase rates based on the “2000 Individual Annuitant Mortality Table A” (New Table), subject to state approval. Previously, our calculations were based on the “1983 Individual Annuity Mortality Table A” (Old Table). If you purchased a contract prior to May 1, 2006, the references to Old Table apply to your contract. If you purchased a contract on or after May 1, 2006, the table used under rider depends on which state you live in. Ask your investment professional which version of the rider, if any, is available in your state.
(2)	The monthly annuity payments illustrated under the standard annuity payout provisions of the contract and for the riders are computed using the rates guaranteed in Table B of the contract. These are the minimum amounts that could be paid under the standard annuity payout provisions of the contract based on the above assumptions. Annuity payouts under the standard annuity payout provisions of the contract when based on our current annuity payout rates (which are generally higher than the rates guaranteed in Table B of the contract) may be greater than the annuity payouts under the riders, which are always based on the rates guaranteed in Table B of the contract. If the annuity payouts under the standard contract provisions are more favorable than the payouts available under the rider, you will receive the higher standard payout.

Plan D – Joint and Last Survivor Life Annuity – No Refund
If you annuitize the contract within 30 days after the illustrated contract anniversary, the minimum monthly income payment under a fixed annuity option (which is the same for the first year of a variable annuity option) on Plan D – Joint and Last Survivor Life Annuity – No Refund would be:

	Standard Provisions			IAB – MAV Provisions

Contract		New Table(1)	Old Table(1)		New Table(1)	Old Table(1)
Anniversary	Assumed	Plan D – Last	Plan D – Last	IAB – MAV	Plan D – Last	Plan D – Last
at Exercise	Contract Value	Survivor No Refund(2)	Survivor No Refund(2)	Benefit Base	Survivor No Refund(2)	Survivor No Refund(2)

10	$174,000	$629.88	$622.92	$174,000	$629.88	$622.92
11	141,000	521.70	516.06	174,000	643.80	636.84
12	148,000	559.44	553.52	174,000	657.72	650.76
13	208,000	807.04	796.64	208,000	807.04	796.64
14	198,000	786.06	778.14	208,000	825.76	817.44
15	203,000	826.21	818.09	208,000	846.56	838.24

(1)	Effective May 1, 2006, we began calculating fixed annuity payments under this rider using the guaranteed annuity purchase rates based on the “2000 Individual Annuitant Mortality Table A” (New Table), subject to state approval. Previously, our calculations were based on the “1983 Individual Annuity Mortality Table A” (Old Table). If you purchased a contract prior to May 1, 2006, the references to Old Table apply to your contract. If you purchased a contract on or after May 1, 2006, the table used under rider depends on which state you live in. Ask your investment professional which version of the rider, if any, is available in your state.
(2)	The monthly annuity payments illustrated under the standard annuity payout provisions of the contract and for the riders are computed using the rates guaranteed in Table B of the contract. These are the minimum amounts that could be paid under the standard annuity payout provisions of the contract based on the above assumptions. Annuity payouts under the standard annuity payout provisions of the contract when based on our current annuity payout rates (which are generally higher than the rates guaranteed in Table B of the contract) may be greater than the annuity payouts under the riders, which are always based on the rates guaranteed in Table B of the contract. If the annuity payouts under the standard contract provisions are more favorable than the payouts available under the rider, you will receive the higher standard payout.

NOTE: In the above examples, if you elected to begin receiving annuity payouts within 30 days after the 10th or the 13th contract anniversary, you would not benefit from the rider because the monthly annuity payout in these examples is the same as under the standard provisions of the contract. Because the examples are based on assumed contract values, not actual investment results, you should not conclude from the examples that the riders will provide higher payments more frequently than the standard provisions of the contract.

 130  RIVERSOURCE ENDEAVOR SELECT VARIABLE ANNUITY — PROSPECTUS

Example — Income Assurer Benefit® – 5% Accumulation Benefit Base

Based on the above assumptions and taking into account fluctuations in contract value due to market conditions, we calculate the guaranteed income benefit base as:

				Guaranteed
				Income
	Assumed			Benefit Base –
Contract	Contract	Purchase	5% Accumulation	5% Accumulation
Anniversary	Value	Payments	Benefit Base(1)	Benefit Base(2)

1	$108,000	$100,000	$105,000	$108,000
2	125,000	none	110,250	125,000
3	132,000	none	115,763	132,000
4	150,000	none	121,551	150,000
5	85,000	none	127,628	127,628
6	121,000	none	134,010	134,010
7	139,000	none	140,710	140,710
8	153,000	none	147,746	153,000
9	140,000	none	155,133	155,133
10	174,000	none	162,889	174,000
11	141,000	none	171,034	171,034
12	148,000	none	179,586	179,586
13	208,000	none	188,565	208,000
14	198,000	none	197,993	198,000
15	203,000	none	207,893	207,893

(1)	The 5% Accumulation Benefit Base value is limited after age 81, but the guaranteed income benefit base may increase if the contract value increases.
(2)	The Guaranteed Income Benefit Base – 5% Accumulation Benefit Base is a calculated number, not an amount that can be withdrawn. The Guaranteed Income Benefit Base – 5% Accumulation Benefit Base does not create contract value or guarantee the performance of any investment option.

Plan B – Life Annuity with 10 Years Certain
If you annuitize the contract within 30 days after the illustrated contract anniversary, the minimum monthly income payment under a fixed annuity option (which is the same for the first year of a variable annuity option) on Plan B – Life Annuity with 10 Years Certain would be:

	Standard Provisions			IAB – 5% RF Provisions

Contract		New Table(1)	Old Table(1)		New Table(1)	Old Table(1)
Anniversary	Assumed	Plan B – Life with	Plan B – Life with	IAB – 5% RF	Plan B – Life with	Plan B – Life with
at Exercise	Contract Value	10 Years Certain(2)	10 Years Certain(2)	Benefit Base	10 Years Certain(2)	10 Years Certain(2)

10	$174,000	$772.56	$774.30	$174,000	$772.56	$774.30
11	141,000	641.55	642.96	171,034	778.20	779.91
12	148,000	691.16	692.64	179,586	838.66	840.46
13	208,000	996.32	998.40	208,000	996.32	998.40
14	198,000	974.16	976.14	198,000	974.16	976.14
15	203,000	1,025.15	1,027.18	207,893	1,049.86	1,051.94

(1)	Effective May 1, 2006, we began calculating fixed annuity payments under this rider using the guaranteed annuity purchase rates based on the “2000 Individual Annuitant Mortality Table A” (New Table), subject to state approval. Previously, our calculations were based on the “1983 Individual Annuity Mortality Table A” (Old Table). If you purchased a contract prior to May 1, 2006, the references to Old Table apply to your contract. If you purchased a contract on or after May 1, 2006, the table used under rider depends on which state you live in. Ask your investment professional which version of the rider, if any, is available in your state.
(2)	The monthly annuity payments illustrated under the standard annuity payout provisions of the contract and for the riders are computed using the rates guaranteed in Table B of the contract. These are the minimum amounts that could be paid under the standard annuity payout provisions of the contract based on the above assumptions. Annuity payouts under the standard annuity payout provisions of the contract when based on our current annuity payout rates (which are generally higher than the rates guaranteed in Table B of the contract) may be greater than the annuity payouts under the riders, which are always based on the rates guaranteed in Table B of the contract. If the annuity payouts under the standard contract provisions are more favorable than the payouts available under the rider, you will receive the higher standard payout.

RIVERSOURCE ENDEAVOR SELECT VARIABLE ANNUITY — PROSPECTUS 131

Plan D – Joint and Last Survivor Life Annuity – No Refund
If you annuitize the contract within 30 days after the illustrated contract anniversary, the minimum monthly income payment under a fixed annuity option (which is the same for the first year of a variable annuity option) on Plan D – Joint and Last Survivor Life Annuity – No Refund would be:

	Standard Provisions			IAB – 5% RF Provisions

Contract		New Table(1)	Old Table(1)		New Table(1)	Old Table(1)
Anniversary	Assumed	Plan D – Last	Plan D – Last	IAB – 5% RF	Plan D – Last	Plan D – Last
at Exercise	Contract Value	Survivor No Refund(2)	Survivor No Refund(2)	Benefit Base	Survivor No Refund(2)	Survivor No Refund(2)

10	$174,000	$629.88	$622.92	$174,000	$629.88	$622.92
11	141,000	521.70	516.06	171,034	632.83	625.98
12	148,000	559.44	553.52	179,586	678.83	671.65
13	208,000	807.04	796.64	208,000	807.04	796.64
14	198,000	786.06	778.14	198,000	786.06	778.14
15	203,000	826.21	818.09	207,893	846.12	837.81

(1)	Effective May 1, 2006, we began calculating fixed annuity payments under this rider using the guaranteed annuity purchase rates based on the “2000 Individual Annuitant Mortality Table A” (New Table), subject to state approval. Previously, our calculations were based on the “1983 Individual Annuity Mortality Table A” (Old Table). If you purchased a contract prior to May 1, 2006, the references to Old Table apply to your contract. If you purchased a contract on or after May 1, 2006, the table used under rider depends on which state you live in. Ask your investment professional which version of the rider, if any, is available in your state.
(2)	The monthly annuity payments illustrated under the standard annuity payout provisions of the contract and for the riders are computed using the rates guaranteed in Table B of the contract. These are the minimum amounts that could be paid under the standard annuity payout provisions of the contract based on the above assumptions. Annuity payouts under the standard annuity payout provisions of the contract when based on our current annuity payout rates (which are generally higher than the rates guaranteed in Table B of the contract) may be greater than the annuity payouts under the riders, which are always based on the rates guaranteed in Table B of the contract. If the annuity payouts under the standard contract provisions are more favorable than the payouts available under the rider, you will receive the higher standard payout.

NOTE: In the above examples, if you elected to begin receiving annuity payouts within 30 days after the 10th, 13th or the 14th contract anniversary, you would not benefit from the rider because the monthly annuity payout in these examples is the same as under the standard provisions of the contract. Because the examples are based on assumed contract values, not actual investment results, you should not conclude from the examples that the riders will provide higher payments more frequently than the standard provisions of the contract.

Example — Income Assurer Benefit® – Greater of MAV or 5% Accumulation Benefit Base

Based on the above assumptions and taking into account fluctuations in contract value due to market conditions, we calculate the guaranteed income benefit base as:

					Guaranteed
					Income
					Benefit Base –
					Greater of
	Assumed		Maximum		MAV or 5%
Contract	Contract	Purchase	Anniversary	5% Accumulation	Accumulation
Anniversary	Value	Payments	Value(1)	Benefit Base(1)	Benefit Base(2)

1	$108,000	$100,000	$108,000	$105,000	$108,000
2	125,000	none	125,000	110,250	125,000
3	132,000	none	132,000	115,763	132,000
4	150,000	none	150,000	121,551	150,000
5	85,000	none	150,000	127,628	150,000
6	121,000	none	150,000	134,010	150,000
7	139,000	none	150,000	140,710	150,000
8	153,000	none	153,000	147,746	153,000
9	140,000	none	153,000	155,133	155,133
10	174,000	none	174,000	162,889	174,000
11	141,000	none	174,000	171,034	174,000
12	148,000	none	174,000	179,586	179,586
13	208,000	none	208,000	188,565	208,000
14	198,000	none	208,000	197,993	208,000
15	203,000	none	208,000	207,893	208,000

(1)	The MAV and 5% Accumulation Benefit Base are limited after age 81, but the guaranteed income benefit base may increase if the contract value increases.
(2)	The Guaranteed Income Benefit Base – Greater of MAV or 5% Accumulation Benefit Base is a calculated number, not an amount that can be withdrawn. The Guaranteed Income Benefit Base – Greater of MAV or 5% Accumulation Benefit Base does not create contract value or guarantee the performance of any investment option.

 132  RIVERSOURCE ENDEAVOR SELECT VARIABLE ANNUITY — PROSPECTUS

Plan B – Life Annuity with 10 Years Certain
If you annuitize the contract within 30 days after the illustrated contract anniversary, the minimum monthly income payment under a fixed annuity option (which is the same for the first year of a variable annuity option) on Plan B – Life Annuity with 10 Years Certain would be:

	Standard Provisions			IAB – Max Provisions

Contract		New Table(1)	Old Table(1)		New Table(1)	Old Table(1)
Anniversary	Assumed	Plan B – Life with	Plan B – Life with	IAB – Max	Plan B – Life with	Plan B – Life with
at Exercise	Contract Value	10 Years Certain(2)	10 Years Certain(2)	Benefit Base	10 Years Certain(2)	10 Years Certain(2)

10	$174,000	$772.56	$774.30	$174,000	$772.56	$774.30
11	141,000	641.55	642.96	174,000	791.70	793.44
12	148,000	691.16	692.64	179,586	838.66	840.46
13	208,000	996.32	998.40	208,000	996.32	998.40
14	198,000	974.16	976.14	208,000	1,023.36	1,025.44
15	203,000	1,025.15	1,027.18	208,000	1,050.40	1,052.48

(1)	Effective May 1, 2006, we began calculating fixed annuity payments under this rider using the guaranteed annuity purchase rates based on the “2000 Individual Annuitant Mortality Table A” (New Table), subject to state approval. Previously, our calculations were based on the “1983 Individual Annuity Mortality Table A” (Old Table). If you purchased a contract prior to May 1, 2006, the references to Old Table apply to your contract. If you purchased a contract on or after May 1, 2006, the table used under rider depends on which state you live in. Ask your investment professional which version of the rider, if any, is available in your state.
(2)	The monthly annuity payments illustrated under the standard annuity payout provisions of the contract and for the riders are computed using the rates guaranteed in Table B of the contract. These are the minimum amounts that could be paid under the standard annuity payout provisions of the contract based on the above assumptions. Annuity payouts under the standard annuity payout provisions of the contract when based on our current annuity payout rates (which are generally higher than the rates guaranteed in Table B of the contract) may be greater than the annuity payouts under the riders, which are always based on the rates guaranteed in Table B of the contract. If the annuity payouts under the standard contract provisions are more favorable than the payouts available under the rider, you will receive the higher standard payout.

Plan D – Joint and Last Survivor Life Annuity – No Refund
If you annuitize the contract within 30 days after the illustrated contract anniversary, the minimum monthly income payment under a fixed annuity option (which is the same for the first year of a variable annuity option) on Plan D – Joint and Last Survivor Life Annuity – No Refund would be:

	Standard Provisions			IAB – Max Provisions

Contract		New Table(1)	Old Table(1)		New Table(1)	Old Table(1)
Anniversary	Assumed	Plan D – Last	Plan D – Last	IAB – Max	Plan D – Last	Plan D – Last
at Exercise	Contract Value	Survivor No Refund(2)	Survivor No Refund(2)	Benefit Base	Survivor No Refund(2)	Survivor No Refund(2)

10	$174,000	$629.88	$622.92	$174,000	$629.88	$622.92
11	141,000	521.70	516.06	174,000	643.80	636.84
12	148,000	559.44	553.52	179,586	678.83	671.65
13	208,000	807.04	796.64	208,000	807.04	796.64
14	198,000	786.06	778.14	208,000	825.76	817.44
15	203,000	826.21	818.09	208,000	846.56	838.24

(1)	Effective May 1, 2006, we began calculating fixed annuity payments under this rider using the guaranteed annuity purchase rates based on the “2000 Individual Annuitant Mortality Table A” (New Table), subject to state approval. Previously, our calculations were based on the “1983 Individual Annuity Mortality Table A” (Old Table). If you purchased a contract prior to May 1, 2006, the references to Old Table apply to your contract. If you purchased a contract on or after May 1, 2006, the table used under rider depends on which state you live in. Ask your investment professional which version of the rider, if any, is available in your state.
(2)	The monthly annuity payments illustrated under the standard annuity payout provisions of the contract and for the riders are computed using the rates guaranteed in Table B of the contract. These are the minimum amounts that could be paid under the standard annuity payout provisions of the contract based on the above assumptions. Annuity payouts under the standard annuity payout provisions of the contract when based on our current annuity payout rates (which are generally higher than the rates guaranteed in Table B of the contract) may be greater than the annuity payouts under the riders, which are always based on the rates guaranteed in Table B of the contract. If the annuity payouts under the standard contract provisions are more favorable than the payouts available under the rider, you will receive the higher standard payout.

NOTE: In the above examples, if you elected to begin receiving annuity payouts within 30 days after the 10th or the 13th contract anniversary, you would not benefit from the rider because the monthly annuity payout in these examples is the same as under the standard provisions of the contract. Because the examples are based on assumed contract values, not actual investment results, you should not conclude from the examples that the riders will provide higher payments more frequently than the standard provisions of the contract.

RIVERSOURCE ENDEAVOR SELECT VARIABLE ANNUITY — PROSPECTUS 133

Appendix N: Condensed Financial Information (Unaudited)

The following tables give per-unit information about the financial history of the subaccounts representing the lowest and highest total annual variable account expense combinations. The date in which operations commenced in each subaccount is noted in parentheses. The SAI contains tables that give per-unit information about the financial history of each existing subaccount. We have not provided this information for subaccounts (if any) that were not available under your contract as of Dec. 31, 2012. You may obtain a copy of the SAI without charge by contacting us at the telephone number or address listed on the first page of the prospectus.

Variable account charges of 1.05% of the daily net assets of the variable account.
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006

AllianceBernstein VPS Balanced Wealth Strategy Portfolio (Class B) (09/26/2008)
Accumulation unit value at beginning of period	$1.06	$1.11	$1.01	$0.82	$1.00	—	—
Accumulation unit value at end of period	$1.19	$1.06	$1.11	$1.01	$0.82	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—

AllianceBernstein VPS Global Thematic Growth Portfolio (Class B) (05/01/2007)
Accumulation unit value at beginning of period	$0.81	$1.07	$0.91	$0.60	$1.16	$1.00	—
Accumulation unit value at end of period	$0.91	$0.81	$1.07	$0.91	$0.60	$1.16	—
Number of accumulation units outstanding at end of period (000 omitted)	4	10	10	10	—	—	—

AllianceBernstein VPS Growth and Income Portfolio (Class B) (05/01/2006)
Accumulation unit value at beginning of period	$0.94	$0.89	$0.80	$0.67	$1.15	$1.11	$1.00
Accumulation unit value at end of period	$1.09	$0.94	$0.89	$0.80	$0.67	$1.15	$1.11
Number of accumulation units outstanding at end of period (000 omitted)	61	64	71	36	20	9	3

AllianceBernstein VPS International Value Portfolio (Class B) (05/01/2006)
Accumulation unit value at beginning of period	$0.59	$0.74	$0.72	$0.54	$1.17	$1.12	$1.00
Accumulation unit value at end of period	$0.67	$0.59	$0.74	$0.72	$0.54	$1.17	$1.12
Number of accumulation units outstanding at end of period (000 omitted)	178	190	193	14,182	15,838	6,819	2,227

American Century VP Inflation Protection, Class II (05/01/2006)
Accumulation unit value at beginning of period	$1.35	$1.22	$1.17	$1.08	$1.10	$1.02	$1.00
Accumulation unit value at end of period	$1.43	$1.35	$1.22	$1.17	$1.08	$1.10	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	23	130	—	—	—	—	—

American Century VP Mid Cap Value, Class II (05/01/2007)
Accumulation unit value at beginning of period	$1.00	$1.02	$0.86	$0.67	$0.90	$1.00	—
Accumulation unit value at end of period	$1.15	$1.00	$1.02	$0.86	$0.67	$0.90	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—

American Century VP Ultra®, Class II (05/01/2006)
Accumulation unit value at beginning of period	$1.02	$1.02	$0.89	$0.67	$1.15	$0.97	$1.00
Accumulation unit value at end of period	$1.14	$1.02	$1.02	$0.89	$0.67	$1.15	$0.97
Number of accumulation units outstanding at end of period (000 omitted)	9	8	8	11	11	22	4,219

American Century VP Value, Class II (05/01/2006)
Accumulation unit value at beginning of period	$1.00	$1.01	$0.90	$0.76	$1.05	$1.12	$1.00
Accumulation unit value at end of period	$1.14	$1.00	$1.01	$0.90	$0.76	$1.05	$1.12
Number of accumulation units outstanding at end of period (000 omitted)	2	6	6	7	—	—	—

ClearBridge Variable Small Cap Growth Portfolio – Class I (05/01/2007)
Accumulation unit value at beginning of period	$1.07	$1.06	$0.86	$0.61	$1.03	$1.00	—
Accumulation unit value at end of period	$1.26	$1.07	$1.06	$0.86	$0.61	$1.03	—
Number of accumulation units outstanding at end of period (000 omitted)	4	4	9	20	—	—	—

Columbia Variable Portfolio – Cash Management Fund (Class 3) (05/01/2006)
Accumulation unit value at beginning of period	$1.04	$1.05	$1.07	$1.07	$1.06	$1.02	$1.00
Accumulation unit value at end of period	$1.03	$1.04	$1.05	$1.07	$1.07	$1.06	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	227	204	344	6,729	1,399	321	67

Columbia Variable Portfolio – Diversified Bond Fund (Class 3) (05/01/2006)
Accumulation unit value at beginning of period	$1.29	$1.22	$1.14	$1.01	$1.09	$1.04	$1.00
Accumulation unit value at end of period	$1.37	$1.29	$1.22	$1.14	$1.01	$1.09	$1.04
Number of accumulation units outstanding at end of period (000 omitted)	313	341	374	36,842	27,863	19,798	8,562

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3) (05/01/2006)
Accumulation unit value at beginning of period	$0.92	$0.98	$0.84	$0.67	$1.14	$1.06	$1.00
Accumulation unit value at end of period	$1.03	$0.92	$0.98	$0.84	$0.67	$1.14	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	237	271	304	38,327	27,148	12,478	5,812

 134  RIVERSOURCE ENDEAVOR SELECT VARIABLE ANNUITY — PROSPECTUS

Variable account charges of 1.05% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006

Columbia Variable Portfolio – Emerging Markets Fund (Class 3) (05/01/2006)
Accumulation unit value at beginning of period	$1.13	$1.45	$1.22	$0.71	$1.55	$1.13	$1.00
Accumulation unit value at end of period	$1.35	$1.13	$1.45	$1.22	$0.71	$1.55	$1.13
Number of accumulation units outstanding at end of period (000 omitted)	105	118	124	6,961	8,276	3,593	1,590

Columbia Variable Portfolio – High Income Fund (Class 2)* (05/01/2006)
Accumulation unit value at beginning of period	$1.33	$1.26	$1.14	$0.80	$1.08	$1.07	$1.00
Accumulation unit value at end of period	$1.52	$1.33	$1.26	$1.14	$0.80	$1.08	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	41	42	43	35	18	27	1,524
*Columbia Variable Portfolio – High Income Fund (Class 2) is scheduled to be merged into Columbia Variable Portfolio – Income Opportunities Fund (Class 2) on April 29, 2013.

Columbia Variable Portfolio – High Yield Bond Fund (Class 3) (05/01/2006)
Accumulation unit value at beginning of period	$1.42	$1.36	$1.20	$0.79	$1.07	$1.06	$1.00
Accumulation unit value at end of period	$1.63	$1.42	$1.36	$1.20	$0.79	$1.07	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	5	6	7	477	490	517	761

Columbia Variable Portfolio – Income Opportunities Fund (Class 3) (05/01/2006)
Accumulation unit value at beginning of period	$1.42	$1.35	$1.21	$0.86	$1.07	$1.05	$1.00
Accumulation unit value at end of period	$1.61	$1.42	$1.35	$1.21	$0.86	$1.07	$1.05
Number of accumulation units outstanding at end of period (000 omitted)	135	154	173	20,105	10,342	7,039	2,214

Columbia Variable Portfolio – International Opportunity Fund (Class 3) (05/01/2006)
Accumulation unit value at beginning of period	$0.86	$1.00	$0.88	$0.70	$1.19	$1.07	$1.00
Accumulation unit value at end of period	$1.01	$0.86	$1.00	$0.88	$0.70	$1.19	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—

Columbia Variable Portfolio – Large Cap Growth Fund (Class 3) (05/01/2006)
Accumulation unit value at beginning of period	$0.89	$0.93	$0.80	$0.59	$1.08	$1.05	$1.00
Accumulation unit value at end of period	$1.06	$0.89	$0.93	$0.80	$0.59	$1.08	$1.05
Number of accumulation units outstanding at end of period (000 omitted)	—	—	9	24	1,417	997	—

Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3) (05/01/2006)
Accumulation unit value at beginning of period	$0.94	$0.90	$0.77	$0.63	$1.10	$1.08	$1.00
Accumulation unit value at end of period	$1.06	$0.94	$0.90	$0.77	$0.63	$1.10	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	30	30	30	28	—	—	—

Columbia Variable Portfolio – Marsico Growth Fund (Class 1) (05/01/2007)
Accumulation unit value at beginning of period	$0.98	$1.02	$0.85	$0.67	$1.13	$1.00	—
Accumulation unit value at end of period	$1.09	$0.98	$1.02	$0.85	$0.67	$1.13	—
Number of accumulation units outstanding at end of period (000 omitted)	259	281	307	34,403	19,916	9,765	—

Columbia Variable Portfolio – Marsico International Opportunities Fund (Class 2) (05/01/2007)
Accumulation unit value at beginning of period	$0.74	$0.89	$0.79	$0.58	$1.14	$1.00	—
Accumulation unit value at end of period	$0.86	$0.74	$0.89	$0.79	$0.58	$1.14	—
Number of accumulation units outstanding at end of period (000 omitted)	55	55	39	39	32	20	—

Columbia Variable Portfolio – Mid Cap Growth Opportunity Fund (Class 3) (05/01/2006)
Accumulation unit value at beginning of period	$1.00	$1.19	$0.95	$0.59	$1.08	$0.96	$1.00
Accumulation unit value at end of period	$1.10	$1.00	$1.19	$0.95	$0.59	$1.08	$0.96
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—

Columbia Variable Portfolio – Mid Cap Value Opportunity Fund (Class 3) (05/01/2007)
Accumulation unit value at beginning of period	$0.83	$0.92	$0.76	$0.54	$1.00	$1.00	—
Accumulation unit value at end of period	$0.97	$0.83	$0.92	$0.76	$0.54	$1.00	—
Number of accumulation units outstanding at end of period (000 omitted)	5	7	7	7	—	—	—

Columbia Variable Portfolio – S&P 500 Index Fund (Class 3) (05/01/2006)
Accumulation unit value at beginning of period	$1.00	$0.99	$0.88	$0.70	$1.13	$1.09	$1.00
Accumulation unit value at end of period	$1.14	$1.00	$0.99	$0.88	$0.70	$1.13	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	176	197	186	195	7	4	2

Columbia Variable Portfolio – Small Cap Value Fund (Class 2) (05/01/2006)
Accumulation unit value at beginning of period	$1.02	$1.10	$0.88	$0.71	$1.00	$1.04	$1.00
Accumulation unit value at end of period	$1.12	$1.02	$1.10	$0.88	$0.71	$1.00	$1.04
Number of accumulation units outstanding at end of period (000 omitted)	165	189	199	24,798	13,624	7,836	5

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 3) (05/01/2006)
Accumulation unit value at beginning of period	$1.10	$1.10	$1.08	$1.03	$1.07	$1.03	$1.00
Accumulation unit value at end of period	$1.11	$1.10	$1.10	$1.08	$1.03	$1.07	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	152	158	160	4,815	1,449	711	239

RIVERSOURCE ENDEAVOR SELECT VARIABLE ANNUITY — PROSPECTUS 135

Variable account charges of 1.05% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006

Credit Suisse Trust – Commodity Return Strategy Portfolio (05/01/2007)
Accumulation unit value at beginning of period	$0.85	$0.99	$0.86	$0.72	$1.10	$1.00	—
Accumulation unit value at end of period	$0.83	$0.85	$0.99	$0.86	$0.72	$1.10	—
Number of accumulation units outstanding at end of period (000 omitted)	22	22	18	4	—	—	—

Dreyfus Investment Portfolios MidCap Stock Portfolio, Service Shares (05/01/2006)
Accumulation unit value at beginning of period	$0.97	$0.98	$0.78	$0.58	$0.99	$0.98	$1.00
Accumulation unit value at end of period	$1.14	$0.97	$0.98	$0.78	$0.58	$0.99	$0.98
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—

Dreyfus Variable Investment Fund Appreciation Portfolio, Service Shares (05/01/2006)
Accumulation unit value at beginning of period	$1.22	$1.13	$0.99	$0.82	$1.18	$1.12	$1.00
Accumulation unit value at end of period	$1.33	$1.22	$1.13	$0.99	$0.82	$1.18	$1.12
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—

Dreyfus Variable Investment Fund International Equity Portfolio, Service Shares (05/01/2007)
Accumulation unit value at beginning of period	$0.71	$0.84	$0.77	$0.62	$1.10	$1.00	—
Accumulation unit value at end of period	$0.86	$0.71	$0.84	$0.77	$0.62	$1.10	—
Number of accumulation units outstanding at end of period (000 omitted)	4	8	13	14	3	2	—

Dreyfus Variable Investment Fund International Value Portfolio, Service Shares (05/01/2006)
Accumulation unit value at beginning of period	$0.73	$0.90	$0.88	$0.68	$1.10	$1.07	$1.00
Accumulation unit value at end of period	$0.81	$0.73	$0.90	$0.88	$0.68	$1.10	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	9	9	8	5	—	—	—

Eaton Vance VT Floating-Rate Income Fund (05/01/2007)
Accumulation unit value at beginning of period	$1.11	$1.10	$1.02	$0.71	$0.99	$1.00	—
Accumulation unit value at end of period	$1.18	$1.11	$1.10	$1.02	$0.71	$0.99	—
Number of accumulation units outstanding at end of period (000 omitted)	103	114	121	13,404	8,170	4,857	—

Fidelity® VIP Contrafund® Portfolio Service Class 2 (05/01/2006)
Accumulation unit value at beginning of period	$1.01	$1.05	$0.91	$0.68	$1.20	$1.03	$1.00
Accumulation unit value at end of period	$1.16	$1.01	$1.05	$0.91	$0.68	$1.20	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	192	204	243	7,928	17,964	12,765	9,751

Fidelity® VIP Growth Portfolio Service Class 2 (05/01/2006)
Accumulation unit value at beginning of period	$1.01	$1.03	$0.84	$0.66	$1.27	$1.01	$1.00
Accumulation unit value at end of period	$1.15	$1.01	$1.03	$0.84	$0.66	$1.27	$1.01
Number of accumulation units outstanding at end of period (000 omitted)	4	5	5	5	2	5	5

Fidelity® VIP Investment Grade Bond Portfolio Service Class 2 (05/01/2006)
Accumulation unit value at beginning of period	$1.32	$1.24	$1.17	$1.02	$1.07	$1.04	$1.00
Accumulation unit value at end of period	$1.38	$1.32	$1.24	$1.17	$1.02	$1.07	$1.04
Number of accumulation units outstanding at end of period (000 omitted)	207	222	238	16,651	11,995	8,725	859

Fidelity® VIP Mid Cap Portfolio Service Class 2 (05/01/2006)
Accumulation unit value at beginning of period	$1.05	$1.19	$0.94	$0.68	$1.13	$0.99	$1.00
Accumulation unit value at end of period	$1.19	$1.05	$1.19	$0.94	$0.68	$1.13	$0.99
Number of accumulation units outstanding at end of period (000 omitted)	97	103	135	9,053	11,273	4,921	1,866

Fidelity® VIP Overseas Portfolio Service Class 2 (05/01/2006)
Accumulation unit value at beginning of period	$0.77	$0.94	$0.85	$0.68	$1.22	$1.05	$1.00
Accumulation unit value at end of period	$0.92	$0.77	$0.94	$0.85	$0.68	$1.22	$1.05
Number of accumulation units outstanding at end of period (000 omitted)	19	26	30	906	1,281	1,053	434

FTVIPT Franklin Income Securities Fund – Class 2 (05/01/2006)
Accumulation unit value at beginning of period	$1.21	$1.19	$1.07	$0.79	$1.14	$1.11	$1.00
Accumulation unit value at end of period	$1.34	$1.21	$1.19	$1.07	$0.79	$1.14	$1.11
Number of accumulation units outstanding at end of period (000 omitted)	272	276	240	181	120	132	6

FTVIPT Franklin Rising Dividends Securities Fund – Class 2 (05/01/2006)
Accumulation unit value at beginning of period	$1.09	$1.03	$0.87	$0.75	$1.03	$1.07	$1.00
Accumulation unit value at end of period	$1.20	$1.09	$1.03	$0.87	$0.75	$1.03	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	3	3	27	27	27	27	1

FTVIPT Franklin Small-Mid Cap Growth Securities Fund – Class 2 (05/01/2006)
Accumulation unit value at beginning of period	$1.05	$1.12	$0.88	$0.62	$1.09	$0.99	$1.00
Accumulation unit value at end of period	$1.15	$1.05	$1.12	$0.88	$0.62	$1.09	$0.99
Number of accumulation units outstanding at end of period (000 omitted)	3	3	3	3	3	3	2

FTVIPT Mutual Shares Securities Fund – Class 2 (05/01/2006)
Accumulation unit value at beginning of period	$0.94	$0.96	$0.87	$0.70	$1.12	$1.09	$1.00
Accumulation unit value at end of period	$1.06	$0.94	$0.96	$0.87	$0.70	$1.12	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	38	39	63	66	66	83	2,313

 136  RIVERSOURCE ENDEAVOR SELECT VARIABLE ANNUITY — PROSPECTUS

Variable account charges of 1.05% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006

FTVIPT Templeton Global Bond Securities Fund – Class 2 (05/01/2006)
Accumulation unit value at beginning of period	$1.58	$1.61	$1.42	$1.21	$1.15	$1.05	$1.00
Accumulation unit value at end of period	$1.80	$1.58	$1.61	$1.42	$1.21	$1.15	$1.05
Number of accumulation units outstanding at end of period (000 omitted)	220	231	238	14,147	11,041	9,216	3,787

FTVIPT Templeton Growth Securities Fund – Class 2 (05/01/2006)
Accumulation unit value at beginning of period	$0.81	$0.88	$0.83	$0.64	$1.12	$1.11	$1.00
Accumulation unit value at end of period	$0.97	$0.81	$0.88	$0.83	$0.64	$1.12	$1.11
Number of accumulation units outstanding at end of period (000 omitted)	94	100	139	160	105	116	1

Goldman Sachs VIT Mid Cap Value Fund – Institutional Shares (05/01/2006)
Accumulation unit value at beginning of period	$1.03	$1.12	$0.90	$0.69	$1.10	$1.08	$1.00
Accumulation unit value at end of period	$1.21	$1.03	$1.12	$0.90	$0.69	$1.10	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	110	117	110	7,647	7,744	5,921	3,150

Goldman Sachs VIT Structured U.S. Equity Fund – Institutional Shares (05/01/2007)
Accumulation unit value at beginning of period	$0.81	$0.79	$0.70	$0.59	$0.94	$1.00	—
Accumulation unit value at end of period	$0.92	$0.81	$0.79	$0.70	$0.59	$0.94	—
Number of accumulation units outstanding at end of period (000 omitted)	24	31	15	16	3	2	—

Invesco V.I. American Franchise Fund, Series II Shares (04/27/2012)
Accumulation unit value at beginning of period	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$0.97	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	34	—	—	—	—	—	—

Invesco V.I. Comstock Fund, Series II Shares (05/01/2006)
Accumulation unit value at beginning of period	$0.95	$0.98	$0.85	$0.67	$1.06	$1.09	$1.00
Accumulation unit value at end of period	$1.11	$0.95	$0.98	$0.85	$0.67	$1.06	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	82	107	126	11,689	12,787	7,163	5,339

Invesco V.I. Global Health Care Fund, Series II Shares (05/01/2007)
Accumulation unit value at beginning of period	$0.98	$0.95	$0.92	$0.73	$1.03	$1.00	—
Accumulation unit value at end of period	$1.17	$0.98	$0.95	$0.92	$0.73	$1.03	—
Number of accumulation units outstanding at end of period (000 omitted)	3	3	5	8	—	—	—

Invesco V.I. International Growth Fund, Series II Shares (05/01/2007)
Accumulation unit value at beginning of period	$0.84	$0.91	$0.82	$0.61	$1.05	$1.00	—
Accumulation unit value at end of period	$0.96	$0.84	$0.91	$0.82	$0.61	$1.05	—
Number of accumulation units outstanding at end of period (000 omitted)	176	198	214	27,658	9,069	4,018	—

Invesco V.I. Mid Cap Core Equity Fund, Series II Shares (05/01/2006)
Accumulation unit value at beginning of period	$1.07	$1.15	$1.02	$0.80	$1.13	$1.04	$1.00
Accumulation unit value at end of period	$1.17	$1.07	$1.15	$1.02	$0.80	$1.13	$1.04
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—

Invesco V.I. Mid Cap Growth Fund, Series II Shares (04/27/2012)
Accumulation unit value at beginning of period	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$0.98	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—

Invesco V.I. Value Opportunities Fund, Series II Shares (05/01/2006)
Accumulation unit value at beginning of period	$0.75	$0.78	$0.74	$0.51	$1.06	$1.06	$1.00
Accumulation unit value at end of period	$0.87	$0.75	$0.78	$0.74	$0.51	$1.06	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—

Janus Aspen Series Janus Portfolio: Service Shares (05/01/2007)
Accumulation unit value at beginning of period	$0.90	$0.96	$0.85	$0.63	$1.06	$1.00	—
Accumulation unit value at end of period	$1.05	$0.90	$0.96	$0.85	$0.63	$1.06	—
Number of accumulation units outstanding at end of period (000 omitted)	215	240	267	29,424	20,536	11,694	—

MFS® New Discovery Series – Service Class (05/01/2006)
Accumulation unit value at beginning of period	$1.17	$1.32	$0.98	$0.61	$1.02	$1.00	$1.00
Accumulation unit value at end of period	$1.40	$1.17	$1.32	$0.98	$0.61	$1.02	$1.00
Number of accumulation units outstanding at end of period (000 omitted)	4	4	5	5	2	2	5

MFS® Total Return Series – Service Class (05/01/2006)
Accumulation unit value at beginning of period	$1.07	$1.07	$0.99	$0.85	$1.10	$1.07	$1.00
Accumulation unit value at end of period	$1.18	$1.07	$1.07	$0.99	$0.85	$1.10	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	11	11	15	32	—	—	—

MFS® Utilities Series – Service Class (05/01/2006)
Accumulation unit value at beginning of period	$1.48	$1.40	$1.25	$0.95	$1.54	$1.22	$1.00
Accumulation unit value at end of period	$1.66	$1.48	$1.40	$1.25	$0.95	$1.54	$1.22
Number of accumulation units outstanding at end of period (000 omitted)	14	15	15	15	10	9	2

RIVERSOURCE ENDEAVOR SELECT VARIABLE ANNUITY — PROSPECTUS 137

Variable account charges of 1.05% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006

Morgan Stanley UIF Global Real Estate Portfolio, Class II Shares (05/01/2007)
Accumulation unit value at beginning of period	$0.71	$0.79	$0.66	$0.47	$0.85	$1.00	—
Accumulation unit value at end of period	$0.91	$0.71	$0.79	$0.66	$0.47	$0.85	—
Number of accumulation units outstanding at end of period (000 omitted)	42	48	53	6,317	7,158	2,329	—

Morgan Stanley UIF Mid Cap Growth Portfolio, Class II Shares (05/01/2007)
Accumulation unit value at beginning of period	$1.11	$1.21	$0.92	$0.59	$1.13	$1.00	—
Accumulation unit value at end of period	$1.19	$1.11	$1.21	$0.92	$0.59	$1.13	—
Number of accumulation units outstanding at end of period (000 omitted)	30	30	31	30	12	12	—

Morgan Stanley UIF U.S. Real Estate Portfolio, Class II Shares (05/01/2006)
Accumulation unit value at beginning of period	$1.05	$1.01	$0.79	$0.62	$1.01	$1.23	$1.00
Accumulation unit value at end of period	$1.21	$1.05	$1.01	$0.79	$0.62	$1.01	$1.23
Number of accumulation units outstanding at end of period (000 omitted)	66	69	72	75	75	71	46

Oppenheimer Capital Appreciation Fund/VA, Service Shares (05/01/2006)
Accumulation unit value at beginning of period	$0.93	$0.95	$0.88	$0.62	$1.15	$1.02	$1.00
Accumulation unit value at end of period	$1.04	$0.93	$0.95	$0.88	$0.62	$1.15	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	48	49	49	49	30	32	12

Oppenheimer Global Fund/VA, Service Shares (05/01/2006)
Accumulation unit value at beginning of period	$0.94	$1.04	$0.91	$0.66	$1.12	$1.07	$1.00
Accumulation unit value at end of period	$1.13	$0.94	$1.04	$0.91	$0.66	$1.12	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	38	39	33	36	22	10	1

Oppenheimer Global Strategic Income Fund/VA, Service Shares (05/01/2006)
Accumulation unit value at beginning of period	$1.27	$1.27	$1.12	$0.96	$1.13	$1.04	$1.00
Accumulation unit value at end of period	$1.42	$1.27	$1.27	$1.12	$0.96	$1.13	$1.04
Number of accumulation units outstanding at end of period (000 omitted)	227	249	266	27,967	18,542	13,059	3,108

Oppenheimer Main Street Small Cap Fund®/VA, Service Shares (05/01/2006)
Accumulation unit value at beginning of period	$0.95	$0.99	$0.81	$0.60	$0.98	$1.00	$1.00
Accumulation unit value at end of period	$1.11	$0.95	$0.99	$0.81	$0.60	$0.98	$1.00
Number of accumulation units outstanding at end of period (000 omitted)	13	14	24	25	24	24	20

PIMCO VIT All Asset Portfolio, Advisor Class (05/01/2007)
Accumulation unit value at beginning of period	$1.17	$1.16	$1.04	$0.86	$1.04	$1.00	—
Accumulation unit value at end of period	$1.33	$1.17	$1.16	$1.04	$0.86	$1.04	—
Number of accumulation units outstanding at end of period (000 omitted)	138	154	174	15,157	17,312	11,741	—

Putnam VT Global Health Care Fund – Class IB Shares (05/01/2006)
Accumulation unit value at beginning of period	$1.03	$1.05	$1.04	$0.83	$1.01	$1.03	$1.00
Accumulation unit value at end of period	$1.24	$1.03	$1.05	$1.04	$0.83	$1.01	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—

Putnam VT International Equity Fund – Class IB Shares (05/01/2006)
Accumulation unit value at beginning of period	$0.72	$0.87	$0.80	$0.65	$1.17	$1.09	$1.00
Accumulation unit value at end of period	$0.86	$0.72	$0.87	$0.80	$0.65	$1.17	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—

Putnam VT Multi-Cap Growth Fund – Class IB Shares (09/24/2010)
Accumulation unit value at beginning of period	$1.06	$1.13	$1.00	—	—	—	—
Accumulation unit value at end of period	$1.23	$1.06	$1.13	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—

Putnam VT Small Cap Value Fund – Class IB Shares (05/01/2006)
Accumulation unit value at beginning of period	$0.82	$0.87	$0.70	$0.54	$0.90	$1.04	$1.00
Accumulation unit value at end of period	$0.96	$0.82	$0.87	$0.70	$0.54	$0.90	$1.04
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	6	1,670

Variable Portfolio – Aggressive Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.07	$1.12	$1.00	—	—	—	—
Accumulation unit value at end of period	$1.21	$1.07	$1.12	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	340	472	509	—	—	—	—

Variable Portfolio – Aggressive Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.08	$1.12	$1.00	—	—	—	—
Accumulation unit value at end of period	$1.21	$1.08	$1.12	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	28,949	31,406	35,636	—	—	—	—

Variable Portfolio – BlackRock Global Inflation-Protected Securities Fund (Class 3) (05/01/2006)
Accumulation unit value at beginning of period	$1.29	$1.19	$1.15	$1.09	$1.10	$1.03	$1.00
Accumulation unit value at end of period	$1.35	$1.29	$1.19	$1.15	$1.09	$1.10	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	218	238	269	27,402	11,339	9,543	6,089

 138  RIVERSOURCE ENDEAVOR SELECT VARIABLE ANNUITY — PROSPECTUS

Variable account charges of 1.05% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,			2012	2011	2010	2009	2008	2007	2006

Variable Portfolio – Conservative Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period			$1.07	$1.04	$1.00	—	—	—	—
Accumulation unit value at end of period			$1.13	$1.07	$1.04	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)			1,583	884	947	—	—	—	—

Variable Portfolio – Conservative Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period			$1.07	$1.04	$1.00	—	—	—	—
Accumulation unit value at end of period			$1.13	$1.07	$1.04	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)			30,872	28,351	22,295	—	—	—	—

Variable Portfolio – Moderate Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period			$1.08	$1.09	$1.00	—	—	—	—
Accumulation unit value at end of period			$1.19	$1.08	$1.09	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)			6,817	6,568	7,272	—	—	—	—

Variable Portfolio – Moderate Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period			$1.09	$1.09	$1.00	—	—	—	—
Accumulation unit value at end of period			$1.19	$1.09	$1.09	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)			217,020	229,158	241,303	—	—	—	—

Variable Portfolio – Moderately Aggressive Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period			$1.08	$1.11	$1.00	—	—	—	—
Accumulation unit value at end of period			$1.20	$1.08	$1.11	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)			3,588	4,069	3,301	—	—	—	—

Variable Portfolio – Moderately Aggressive Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period			$1.09	$1.11	$1.00	—	—	—	—
Accumulation unit value at end of period			$1.21	$1.09	$1.11	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)			98,277	113,447	126,812	—	—	—	—

Variable Portfolio – Moderately Conservative Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period			$1.08	$1.07	$1.00	—	—	—	—
Accumulation unit value at end of period			$1.16	$1.08	$1.07	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)			2,093	2,521	2,064	—	—	—	—

Variable Portfolio – Moderately Conservative Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period			$1.08	$1.07	$1.00	—	—	—	—
Accumulation unit value at end of period			$1.16	$1.08	$1.07	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)			32,837	33,464	37,757	—	—	—	—

Variable Portfolio – Partners Small Cap Value Fund (Class 3) (05/01/2006)
Accumulation unit value at beginning of period			$1.06	$1.12	$0.91	$0.67	$0.99	$1.05	$1.00
Accumulation unit value at end of period			$1.19	$1.06	$1.12	$0.91	$0.67	$0.99	$1.05
Number of accumulation units outstanding at end of period (000 omitted)			4	4	5	733	845	639	—

Variable Portfolio – Sit Dividend Growth Fund (Class 3) (05/01/2007)
Accumulation unit value at beginning of period			$0.83	$0.87	$0.78	$0.60	$0.99	$1.00	—
Accumulation unit value at end of period			$0.90	$0.83	$0.87	$0.78	$0.60	$0.99	—
Number of accumulation units outstanding at end of period (000 omitted)			229	258	295	36,770	16,104	7,996	—

Variable Portfolio – Victory Established Value Fund (Class 3) (05/01/2006)
Accumulation unit value at beginning of period			$1.04	$1.13	$0.94	$0.69	$1.10	$1.05	$1.00
Accumulation unit value at end of period			$1.21	$1.04	$1.13	$0.94	$0.69	$1.10	$1.05
Number of accumulation units outstanding at end of period (000 omitted)			2	2	2	2	—	—	—

Wanger International (05/01/2006)
Accumulation unit value at beginning of period			$1.05	$1.24	$1.01	$0.68	$1.26	$1.09	$1.00
Accumulation unit value at end of period			$1.26	$1.05	$1.24	$1.01	$0.68	$1.26	$1.09
Number of accumulation units outstanding at end of period (000 omitted)			97	106	119	8,978	10,601	4,011	2,127

Wanger USA (05/01/2006)
Accumulation unit value at beginning of period			$1.02	$1.07	$0.88	$0.62	$1.05	$1.00	$1.00
Accumulation unit value at end of period			$1.22	$1.02	$1.07	$0.88	$0.62	$1.05	$1.00
Number of accumulation units outstanding at end of period (000 omitted)			57	67	70	7,396	5,499	3,212	306

Variable account charges of 1.90% of the daily net assets of the variable account.
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004

AllianceBernstein VPS Balanced Wealth Strategy Portfolio (Class B) (09/26/2008)
Accumulation unit value at beginning of period	$1.03	$1.08	$1.00	$0.82	$1.00	—	—	—	—
Accumulation unit value at end of period	$1.15	$1.03	$1.08	$1.00	$0.82	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

RIVERSOURCE ENDEAVOR SELECT VARIABLE ANNUITY — PROSPECTUS 139

Variable account charges of 1.90% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004

AllianceBernstein VPS Global Thematic Growth Portfolio (Class B) (05/01/2007)
Accumulation unit value at beginning of period	$0.78	$1.04	$0.89	$0.59	$1.15	$1.00	—	—	—
Accumulation unit value at end of period	$0.87	$0.78	$1.04	$0.89	$0.59	$1.15	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	28	28	28	28	—	—	—	—	—

AllianceBernstein VPS Growth and Income Portfolio (Class B) (04/30/2004)
Accumulation unit value at beginning of period	$1.03	$0.99	$0.90	$0.76	$1.30	$1.27	$1.11	$1.08	$1.00
Accumulation unit value at end of period	$1.19	$1.03	$0.99	$0.90	$0.76	$1.30	$1.27	$1.11	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	91	130	124	89	113	168	170	126	90

AllianceBernstein VPS International Value Portfolio (Class B) (04/30/2004)
Accumulation unit value at beginning of period	$0.92	$1.16	$1.13	$0.86	$1.87	$1.81	$1.36	$1.19	$1.00
Accumulation unit value at end of period	$1.03	$0.92	$1.16	$1.13	$0.86	$1.87	$1.81	$1.36	$1.19
Number of accumulation units outstanding at end of period (000 omitted)	5,828	6,871	7,882	19,909	27,146	17,556	13,071	8,418	3,162

American Century VP Inflation Protection, Class II (04/30/2004)
Accumulation unit value at beginning of period	$1.32	$1.21	$1.17	$1.08	$1.12	$1.04	$1.05	$1.05	$1.00
Accumulation unit value at end of period	$1.39	$1.32	$1.21	$1.17	$1.08	$1.12	$1.04	$1.05	$1.05
Number of accumulation units outstanding at end of period (000 omitted)	6,691	7,945	11,844	13,423	13,696	23,067	24,580	21,086	7,249

American Century VP Mid Cap Value, Class II (05/01/2007)
Accumulation unit value at beginning of period	$0.96	$0.99	$0.85	$0.66	$0.90	$1.00	—	—	—
Accumulation unit value at end of period	$1.09	$0.96	$0.99	$0.85	$0.66	$0.90	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	9	—	—	—

American Century VP Ultra®, Class II (04/30/2004)
Accumulation unit value at beginning of period	$1.01	$1.02	$0.90	$0.68	$1.19	$1.01	$1.06	$1.06	$1.00
Accumulation unit value at end of period	$1.13	$1.01	$1.02	$0.90	$0.68	$1.19	$1.01	$1.06	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	2,194	2,936	4,147	5,039	6,040	6,538	19,124	6,266	2,495

American Century VP Value, Class II (04/30/2004)
Accumulation unit value at beginning of period	$1.12	$1.13	$1.02	$0.87	$1.21	$1.30	$1.12	$1.09	$1.00
Accumulation unit value at end of period	$1.26	$1.12	$1.13	$1.02	$0.87	$1.21	$1.30	$1.12	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	12	87	16	16	19	24	29	15	26

ClearBridge Variable Small Cap Growth Portfolio – Class I (05/01/2007)
Accumulation unit value at beginning of period	$1.02	$1.03	$0.84	$0.60	$1.03	$1.00	—	—	—
Accumulation unit value at end of period	$1.20	$1.02	$1.03	$0.84	$0.60	$1.03	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	54	—	—	—	—	—	—	—

Columbia Variable Portfolio – Cash Management Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.00	$1.02	$1.04	$1.06	$1.05	$1.03	$1.00	$0.99	$1.00
Accumulation unit value at end of period	$0.98	$1.00	$1.02	$1.04	$1.06	$1.05	$1.03	$1.00	$0.99
Number of accumulation units outstanding at end of period (000 omitted)	1,683	2,045	2,910	11,536	5,320	3,584	1,771	839	136

Columbia Variable Portfolio – Diversified Bond Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.25	$1.20	$1.13	$1.00	$1.09	$1.06	$1.03	$1.03	$1.00
Accumulation unit value at end of period	$1.32	$1.25	$1.20	$1.13	$1.00	$1.09	$1.06	$1.03	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	2,131	2,517	3,451	52,732	52,913	49,906	27,709	237	220

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.25	$1.34	$1.17	$0.93	$1.60	$1.51	$1.29	$1.15	$1.00
Accumulation unit value at end of period	$1.40	$1.25	$1.34	$1.17	$0.93	$1.60	$1.51	$1.29	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	6,023	7,706	10,251	47,600	45,615	31,206	25,297	8,506	34

Columbia Variable Portfolio – Emerging Markets Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.93	$2.49	$2.12	$1.24	$2.73	$2.01	$1.53	$1.17	$1.00
Accumulation unit value at end of period	$2.28	$1.93	$2.49	$2.12	$1.24	$2.73	$2.01	$1.53	$1.17
Number of accumulation units outstanding at end of period (000 omitted)	1,624	2,042	2,330	8,001	12,125	7,826	7,742	4,979	2,159

Columbia Variable Portfolio – High Income Fund (Class 2)* (04/28/2006)
Accumulation unit value at beginning of period	$1.27	$1.22	$1.11	$0.78	$1.06	$1.06	$1.00	—	—
Accumulation unit value at end of period	$1.43	$1.27	$1.22	$1.11	$0.78	$1.06	$1.06	—	—
Number of accumulation units outstanding at end of period (000 omitted)	955	1,238	1,849	2,437	3,077	4,084	8,585	—	—
*Columbia Variable Portfolio – High Income Fund (Class 2) is scheduled to be merged into Columbia Variable Portfolio – Income Opportunities Fund (Class 2) on April 29, 2013.

Columbia Variable Portfolio – High Yield Bond Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.54	$1.49	$1.33	$0.88	$1.20	$1.20	$1.10	$1.08	$1.00
Accumulation unit value at end of period	$1.75	$1.54	$1.49	$1.33	$0.88	$1.20	$1.20	$1.10	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	790	1,037	1,429	3,043	3,808	4,514	5,751	3,150	830

 140  RIVERSOURCE ENDEAVOR SELECT VARIABLE ANNUITY — PROSPECTUS

Variable account charges of 1.90% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004

Columbia Variable Portfolio – Income Opportunities Fund (Class 3) (06/01/2004)
Accumulation unit value at beginning of period	$1.52	$1.46	$1.32	$0.94	$1.18	$1.18	$1.11	$1.09	$1.00
Accumulation unit value at end of period	$1.72	$1.52	$1.46	$1.32	$0.94	$1.18	$1.18	$1.11	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	540	724	967	23,958	16,287	14,534	6,780	8	8

Columbia Variable Portfolio – International Opportunity Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.20	$1.40	$1.25	$1.00	$1.71	$1.55	$1.27	$1.14	$1.00
Accumulation unit value at end of period	$1.39	$1.20	$1.40	$1.25	$1.00	$1.71	$1.55	$1.27	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	2	2	2	2	2	2	2	1	—

Columbia Variable Portfolio – Large Cap Growth Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.01	$1.06	$0.92	$0.69	$1.26	$1.24	$1.14	$1.07	$1.00
Accumulation unit value at end of period	$1.19	$1.01	$1.06	$0.92	$0.69	$1.26	$1.24	$1.14	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	195	258	361	910	3,801	2,883	38	38	—

Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.03	$1.00	$0.86	$0.71	$1.25	$1.24	$1.09	$1.05	$1.00
Accumulation unit value at end of period	$1.15	$1.03	$1.00	$0.86	$0.71	$1.25	$1.24	$1.09	$1.05
Number of accumulation units outstanding at end of period (000 omitted)	3,922	5,131	7,801	9,323	10,215	10,759	11,734	14,054	9,019

Columbia Variable Portfolio – Marsico Growth Fund (Class 1) (05/01/2007)
Accumulation unit value at beginning of period	$0.94	$0.99	$0.83	$0.66	$1.12	$1.00	—	—	—
Accumulation unit value at end of period	$1.04	$0.94	$0.99	$0.83	$0.66	$1.12	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	860	1,287	1,574	44,625	33,416	21,154	—	—	—

Columbia Variable Portfolio – Marsico International Opportunities Fund (Class 2) (05/01/2007)
Accumulation unit value at beginning of period	$0.71	$0.86	$0.78	$0.57	$1.13	$1.00	—	—	—
Accumulation unit value at end of period	$0.82	$0.71	$0.86	$0.78	$0.57	$1.13	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	49	70	70	70	21	—	—	—	—

Columbia Variable Portfolio – Mid Cap Growth Opportunity Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.13	$1.35	$1.09	$0.68	$1.26	$1.13	$1.15	$1.07	$1.00
Accumulation unit value at end of period	$1.23	$1.13	$1.35	$1.09	$0.68	$1.26	$1.13	$1.15	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	393	430	548	702	933	906	1,023	1,088	697

Columbia Variable Portfolio – Mid Cap Value Opportunity Fund (Class 3) (05/01/2007)
Accumulation unit value at beginning of period	$0.80	$0.89	$0.74	$0.54	$0.99	$1.00	—	—	—
Accumulation unit value at end of period	$0.93	$0.80	$0.89	$0.74	$0.54	$0.99	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	2	145	167	3	98	69	—	—	—

Columbia Variable Portfolio – S&P 500 Index Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.11	$1.11	$0.99	$0.80	$1.29	$1.25	$1.11	$1.08	$1.00
Accumulation unit value at end of period	$1.26	$1.11	$1.11	$0.99	$0.80	$1.29	$1.25	$1.11	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	188	198	211	155	94	147	142	132	48

Columbia Variable Portfolio – Small Cap Value Fund (Class 2) (04/30/2004)
Accumulation unit value at beginning of period	$1.33	$1.45	$1.17	$0.95	$1.35	$1.41	$1.21	$1.17	$1.00
Accumulation unit value at end of period	$1.46	$1.33	$1.45	$1.17	$0.95	$1.35	$1.41	$1.21	$1.17
Number of accumulation units outstanding at end of period (000 omitted)	460	585	721	23,264	17,911	14,170	—	—	—

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.04	$1.04	$1.03	$1.00	$1.05	$1.01	$0.99	$1.00	$1.00
Accumulation unit value at end of period	$1.04	$1.04	$1.04	$1.03	$1.00	$1.05	$1.01	$0.99	$1.00
Number of accumulation units outstanding at end of period (000 omitted)	1,516	1,924	2,722	10,350	5,772	5,294	3,802	1,781	218

Credit Suisse Trust – Commodity Return Strategy Portfolio (05/01/2007)
Accumulation unit value at beginning of period	$0.82	$0.96	$0.84	$0.71	$1.10	$1.00	—	—	—
Accumulation unit value at end of period	$0.79	$0.82	$0.96	$0.84	$0.71	$1.10	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	44	47	33	32	—	—	—	—	—

Dreyfus Investment Portfolios MidCap Stock Portfolio, Service Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.20	$1.23	$0.98	$0.74	$1.27	$1.27	$1.21	$1.13	$1.00
Accumulation unit value at end of period	$1.41	$1.20	$1.23	$0.98	$0.74	$1.27	$1.27	$1.21	$1.13
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Dreyfus Variable Investment Fund Appreciation Portfolio, Service Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.25	$1.17	$1.03	$0.86	$1.25	$1.19	$1.05	$1.02	$1.00
Accumulation unit value at end of period	$1.35	$1.25	$1.17	$1.03	$0.86	$1.25	$1.19	$1.05	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	52	48	48	48	100	112	67	71	72

Dreyfus Variable Investment Fund International Equity Portfolio, Service Shares (05/01/2007)
Accumulation unit value at beginning of period	$0.68	$0.81	$0.75	$0.62	$1.09	$1.00	—	—	—
Accumulation unit value at end of period	$0.82	$0.68	$0.81	$0.75	$0.62	$1.09	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	4	—	—	8	—	—	—	—	—

RIVERSOURCE ENDEAVOR SELECT VARIABLE ANNUITY — PROSPECTUS 141

Variable account charges of 1.90% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004

Dreyfus Variable Investment Fund International Value Portfolio, Service Shares (04/30/2004)
Accumulation unit value at beginning of period	$0.98	$1.23	$1.20	$0.94	$1.53	$1.50	$1.25	$1.14	$1.00
Accumulation unit value at end of period	$1.08	$0.98	$1.23	$1.20	$0.94	$1.53	$1.50	$1.25	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	27	24	21	19	38	24	24	26	7

Eaton Vance VT Floating-Rate Income Fund (05/01/2007)
Accumulation unit value at beginning of period	$1.07	$1.06	$0.99	$0.70	$0.98	$1.00	—	—	—
Accumulation unit value at end of period	$1.13	$1.07	$1.06	$0.99	$0.70	$0.98	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	383	562	719	17,706	14,635	11,432	—	—	—

Fidelity® VIP Contrafund® Portfolio Service Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.30	$1.37	$1.19	$0.90	$1.59	$1.38	$1.27	$1.11	$1.00
Accumulation unit value at end of period	$1.48	$1.30	$1.37	$1.19	$0.90	$1.59	$1.38	$1.27	$1.11
Number of accumulation units outstanding at end of period (000 omitted)	8,416	10,938	14,844	26,124	44,134	42,111	45,962	19,309	6,485

Fidelity® VIP Growth Portfolio Service Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.07	$1.09	$0.90	$0.72	$1.38	$1.11	$1.06	$1.03	$1.00
Accumulation unit value at end of period	$1.20	$1.07	$1.09	$0.90	$0.72	$1.38	$1.11	$1.06	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	—	—	15	15	36	15	15	—	—

Fidelity® VIP Investment Grade Bond Portfolio Service Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.28	$1.22	$1.15	$1.02	$1.08	$1.05	$1.03	$1.03	$1.00
Accumulation unit value at end of period	$1.32	$1.28	$1.22	$1.15	$1.02	$1.08	$1.05	$1.03	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	3,225	3,767	5,353	28,571	28,234	30,874	10,450	8,474	3,024

Fidelity® VIP Mid Cap Portfolio Service Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.57	$1.79	$1.42	$1.04	$1.75	$1.55	$1.40	$1.21	$1.00
Accumulation unit value at end of period	$1.76	$1.57	$1.79	$1.42	$1.04	$1.75	$1.55	$1.40	$1.21
Number of accumulation units outstanding at end of period (000 omitted)	1,346	1,681	2,112	10,749	15,569	9,998	6,670	2,154	194

Fidelity® VIP Overseas Portfolio Service Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.04	$1.28	$1.16	$0.93	$1.70	$1.48	$1.28	$1.10	$1.00
Accumulation unit value at end of period	$1.23	$1.04	$1.28	$1.16	$0.93	$1.70	$1.48	$1.28	$1.10
Number of accumulation units outstanding at end of period (000 omitted)	1,894	2,343	2,808	4,655	4,812	4,606	5,282	5,025	3,210

FTVIPT Franklin Income Securities Fund – Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.35	$1.34	$1.21	$0.91	$1.32	$1.30	$1.12	$1.12	$1.00
Accumulation unit value at end of period	$1.49	$1.35	$1.34	$1.21	$0.91	$1.32	$1.30	$1.12	$1.12
Number of accumulation units outstanding at end of period (000 omitted)	598	1,057	1,140	1,013	1,631	1,849	1,382	1,066	516

FTVIPT Franklin Rising Dividends Securities Fund – Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.23	$1.18	$1.00	$0.87	$1.21	$1.27	$1.11	$1.09	$1.00
Accumulation unit value at end of period	$1.35	$1.23	$1.18	$1.00	$0.87	$1.21	$1.27	$1.11	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	35	70	96	51	137	151	68	53	34

FTVIPT Franklin Small-Mid Cap Growth Securities Fund – Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.20	$1.28	$1.02	$0.73	$1.29	$1.18	$1.11	$1.08	$1.00
Accumulation unit value at end of period	$1.30	$1.20	$1.28	$1.02	$0.73	$1.29	$1.18	$1.11	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	17	19	36	39	141	125	98	115	111

FTVIPT Mutual Shares Securities Fund – Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.13	$1.16	$1.06	$0.86	$1.39	$1.37	$1.18	$1.09	$1.00
Accumulation unit value at end of period	$1.26	$1.13	$1.16	$1.06	$0.86	$1.39	$1.37	$1.18	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	203	252	289	305	485	542	6,611	374	369

FTVIPT Templeton Global Bond Securities Fund – Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.76	$1.81	$1.61	$1.38	$1.33	$1.22	$1.10	$1.16	$1.00
Accumulation unit value at end of period	$1.99	$1.76	$1.81	$1.61	$1.38	$1.33	$1.22	$1.10	$1.16
Number of accumulation units outstanding at end of period (000 omitted)	2,493	3,114	4,186	21,774	22,313	26,747	18,800	7,744	2,656

FTVIPT Templeton Growth Securities Fund – Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.00	$1.10	$1.04	$0.81	$1.44	$1.43	$1.20	$1.12	$1.00
Accumulation unit value at end of period	$1.19	$1.00	$1.10	$1.04	$0.81	$1.44	$1.43	$1.20	$1.12
Number of accumulation units outstanding at end of period (000 omitted)	69	103	119	114	115	148	112	57	25

Goldman Sachs VIT Mid Cap Value Fund – Institutional Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.39	$1.51	$1.23	$0.94	$1.53	$1.51	$1.32	$1.19	$1.00
Accumulation unit value at end of period	$1.61	$1.39	$1.51	$1.23	$0.94	$1.53	$1.51	$1.32	$1.19
Number of accumulation units outstanding at end of period (000 omitted)	2,740	3,562	4,764	13,524	16,698	17,019	14,517	6,833	2,746

Goldman Sachs VIT Structured U.S. Equity Fund – Institutional Shares (05/01/2007)
Accumulation unit value at beginning of period	$0.78	$0.76	$0.69	$0.58	$0.94	$1.00	—	—	—
Accumulation unit value at end of period	$0.87	$0.78	$0.76	$0.69	$0.58	$0.94	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	27	—	—	—	—	—

 142  RIVERSOURCE ENDEAVOR SELECT VARIABLE ANNUITY — PROSPECTUS

Variable account charges of 1.90% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004

Invesco V.I. American Franchise Fund, Series II Shares (04/27/2012)
Accumulation unit value at beginning of period	$1.00	—	—	—	—	—	—	—	—
Accumulation unit value at end of period	$0.96	—	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	73	—	—	—	—	—	—	—	—

Invesco V.I. Comstock Fund, Series II Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.09	$1.13	$1.00	$0.79	$1.26	$1.31	$1.15	$1.13	$1.00
Accumulation unit value at end of period	$1.27	$1.09	$1.13	$1.00	$0.79	$1.26	$1.31	$1.15	$1.13
Number of accumulation units outstanding at end of period (000 omitted)	10,444	13,815	18,929	34,501	43,308	39,815	41,096	23,606	8,260

Invesco V.I. Global Health Care Fund, Series II Shares (05/01/2007)
Accumulation unit value at beginning of period	$0.94	$0.92	$0.90	$0.72	$1.03	$1.00	—	—	—
Accumulation unit value at end of period	$1.11	$0.94	$0.92	$0.90	$0.72	$1.03	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	22	25	25	45	3	—	—	—	—

Invesco V.I. International Growth Fund, Series II Shares (05/01/2007)
Accumulation unit value at beginning of period	$0.81	$0.89	$0.80	$0.61	$1.04	$1.00	—	—	—
Accumulation unit value at end of period	$0.92	$0.81	$0.89	$0.80	$0.61	$1.04	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	630	940	984	35,468	16,452	9,747	—	—	—

Invesco V.I. Mid Cap Core Equity Fund, Series II Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.21	$1.31	$1.18	$0.92	$1.32	$1.23	$1.13	$1.07	$1.00
Accumulation unit value at end of period	$1.31	$1.21	$1.31	$1.18	$0.92	$1.32	$1.23	$1.13	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	303	401	569	679	796	1,038	1,204	1,379	900

Invesco V.I. Mid Cap Growth Fund, Series II Shares (04/27/2012)
Accumulation unit value at beginning of period	$1.00	—	—	—	—	—	—	—	—
Accumulation unit value at end of period	$0.97	—	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	11	—	—	—	—	—	—	—	—

Invesco V.I. Value Opportunities Fund, Series II Shares (04/30/2004)
Accumulation unit value at beginning of period	$0.83	$0.88	$0.84	$0.58	$1.22	$1.23	$1.11	$1.07	$1.00
Accumulation unit value at end of period	$0.96	$0.83	$0.88	$0.84	$0.58	$1.22	$1.23	$1.11	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	1,430	2,083	2,907	3,241	4,292	3,865	4,263	5,023	3,225

Janus Aspen Series Janus Portfolio: Service Shares (05/01/2007)
Accumulation unit value at beginning of period	$0.86	$0.93	$0.83	$0.62	$1.05	$1.00	—	—	—
Accumulation unit value at end of period	$1.00	$0.86	$0.93	$0.83	$0.62	$1.05	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	799	1,082	1,257	38,185	34,319	25,309	—	—	—

MFS® New Discovery Series – Service Class (04/30/2004)
Accumulation unit value at beginning of period	$1.33	$1.51	$1.13	$0.71	$1.19	$1.19	$1.07	$1.04	$1.00
Accumulation unit value at end of period	$1.57	$1.33	$1.51	$1.13	$0.71	$1.19	$1.19	$1.07	$1.04
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	4	9	10	11	12

MFS® Total Return Series – Service Class (04/30/2004)
Accumulation unit value at beginning of period	$1.15	$1.16	$1.08	$0.93	$1.22	$1.20	$1.09	$1.09	$1.00
Accumulation unit value at end of period	$1.26	$1.15	$1.16	$1.08	$0.93	$1.22	$1.20	$1.09	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	74	65	69	69	94	102	106	69	53

MFS® Utilities Series – Service Class (04/30/2004)
Accumulation unit value at beginning of period	$2.11	$2.02	$1.81	$1.39	$2.28	$1.82	$1.42	$1.24	$1.00
Accumulation unit value at end of period	$2.34	$2.11	$2.02	$1.81	$1.39	$2.28	$1.82	$1.42	$1.24
Number of accumulation units outstanding at end of period (000 omitted)	41	43	55	58	91	120	32	1	1

Morgan Stanley UIF Global Real Estate Portfolio, Class II Shares (05/01/2007)
Accumulation unit value at beginning of period	$0.68	$0.77	$0.64	$0.46	$0.85	$1.00	—	—	—
Accumulation unit value at end of period	$0.86	$0.68	$0.77	$0.64	$0.46	$0.85	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	179	249	265	8,046	11,790	4,909	—	—	—

Morgan Stanley UIF Mid Cap Growth Portfolio, Class II Shares (05/01/2007)
Accumulation unit value at beginning of period	$1.07	$1.17	$0.90	$0.58	$1.12	$1.00	—	—	—
Accumulation unit value at end of period	$1.14	$1.07	$1.17	$0.90	$0.58	$1.12	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Morgan Stanley UIF U.S. Real Estate Portfolio, Class II Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.74	$1.68	$1.32	$1.05	$1.72	$2.12	$1.57	$1.37	$1.00
Accumulation unit value at end of period	$1.97	$1.74	$1.68	$1.32	$1.05	$1.72	$2.12	$1.57	$1.37
Number of accumulation units outstanding at end of period (000 omitted)	196	257	328	604	694	728	573	619	292

Oppenheimer Capital Appreciation Fund/VA, Service Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.00	$1.04	$0.97	$0.69	$1.29	$1.15	$1.09	$1.06	$1.00
Accumulation unit value at end of period	$1.12	$1.00	$1.04	$0.97	$0.69	$1.29	$1.15	$1.09	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	3,669	4,615	6,424	7,178	8,981	8,700	10,182	8,509	3,218

RIVERSOURCE ENDEAVOR SELECT VARIABLE ANNUITY — PROSPECTUS 143

Variable account charges of 1.90% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004

Oppenheimer Global Fund/VA, Service Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.26	$1.40	$1.24	$0.90	$1.54	$1.48	$1.29	$1.15	$1.00
Accumulation unit value at end of period	$1.49	$1.26	$1.40	$1.24	$0.90	$1.54	$1.48	$1.29	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	89	113	127	149	169	231	209	177	72

Oppenheimer Global Strategic Income Fund/VA, Service Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.32	$1.33	$1.18	$1.02	$1.21	$1.13	$1.07	$1.07	$1.00
Accumulation unit value at end of period	$1.46	$1.32	$1.33	$1.18	$1.02	$1.21	$1.13	$1.07	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	3,563	4,711	6,319	41,343	38,121	38,909	20,731	11,203	4,674

Oppenheimer Main Street Small Cap Fund®/VA, Service Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.29	$1.35	$1.11	$0.83	$1.36	$1.41	$1.25	$1.16	$1.00
Accumulation unit value at end of period	$1.49	$1.29	$1.35	$1.11	$0.83	$1.36	$1.41	$1.25	$1.16
Number of accumulation units outstanding at end of period (000 omitted)	41	89	24	25	61	71	75	59	31

PIMCO VIT All Asset Portfolio, Advisor Class (05/01/2007)
Accumulation unit value at beginning of period	$1.12	$1.12	$1.01	$0.85	$1.03	$1.00	—	—	—
Accumulation unit value at end of period	$1.27	$1.12	$1.12	$1.01	$0.85	$1.03	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	620	718	853	20,192	30,027	26,289	—	—	—

Putnam VT Global Health Care Fund – Class IB Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.10	$1.14	$1.13	$0.91	$1.12	$1.15	$1.14	$1.03	$1.00
Accumulation unit value at end of period	$1.32	$1.10	$1.14	$1.13	$0.91	$1.12	$1.15	$1.14	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	19	23	44	56	84	144	142	109	57

Putnam VT International Equity Fund – Class IB Shares (04/30/2004)
Accumulation unit value at beginning of period	$0.99	$1.21	$1.13	$0.92	$1.67	$1.57	$1.26	$1.14	$1.00
Accumulation unit value at end of period	$1.18	$0.99	$1.21	$1.13	$0.92	$1.67	$1.57	$1.26	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	10	10	10	10	10	27	—	—	—

Putnam VT Multi-Cap Growth Fund – Class IB Shares (09/24/2010)
Accumulation unit value at beginning of period	$1.05	$1.13	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.20	$1.05	$1.13	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	9	—	—	—	—	—	—

Putnam VT Small Cap Value Fund – Class IB Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.09	$1.16	$0.94	$0.73	$1.22	$1.43	$1.24	$1.18	$1.00
Accumulation unit value at end of period	$1.25	$1.09	$1.16	$0.94	$0.73	$1.22	$1.43	$1.24	$1.18
Number of accumulation units outstanding at end of period (000 omitted)	61	69	84	147	179	192	4,666	76	17

Variable Portfolio – Aggressive Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.06	$1.11	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.18	$1.06	$1.11	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	500	242	2,128	—	—	—	—	—	—

Variable Portfolio – Aggressive Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.06	$1.11	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.18	$1.06	$1.11	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	27,031	37,081	45,459	—	—	—	—	—	—

Variable Portfolio – BlackRock Global Inflation-Protected Securities Fund (Class 3) (05/01/2006)
Accumulation unit value at beginning of period	$1.23	$1.14	$1.12	$1.06	$1.08	$1.02	$1.00	—	—
Accumulation unit value at end of period	$1.28	$1.23	$1.14	$1.12	$1.06	$1.08	$1.02	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,156	1,527	2,123	39,552	22,934	24,803	19,914	—	—

Variable Portfolio – Conservative Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.05	$1.04	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.11	$1.05	$1.04	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	2,883	3,605	2,840	—	—	—	—	—	—

Variable Portfolio – Conservative Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.05	$1.04	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.11	$1.05	$1.04	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	33,878	37,774	34,075	—	—	—	—	—	—

Variable Portfolio – Moderate Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.07	$1.09	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.16	$1.07	$1.09	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	4,950	4,056	2,407	—	—	—	—	—	—

Variable Portfolio – Moderate Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.07	$1.09	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.16	$1.07	$1.09	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	168,701	206,439	248,214	—	—	—	—	—	—

 144  RIVERSOURCE ENDEAVOR SELECT VARIABLE ANNUITY — PROSPECTUS

Variable account charges of 1.90% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004

Variable Portfolio – Moderately Aggressive Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.07	$1.10	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.18	$1.07	$1.10	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	2,106	1,555	774	—	—	—	—	—	—

Variable Portfolio – Moderately Aggressive Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.07	$1.11	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.18	$1.07	$1.11	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	86,581	118,725	154,365	—	—	—	—	—	—

Variable Portfolio – Moderately Conservative Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.06	$1.06	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.13	$1.06	$1.06	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	3,949	2,095	1,480	—	—	—	—	—	—

Variable Portfolio – Moderately Conservative Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.06	$1.06	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.14	$1.06	$1.06	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	28,639	34,697	43,744	—	—	—	—	—	—

Variable Portfolio – Partners Small Cap Value Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.35	$1.44	$1.18	$0.88	$1.31	$1.41	$1.19	$1.15	$1.00
Accumulation unit value at end of period	$1.50	$1.35	$1.44	$1.18	$0.88	$1.31	$1.41	$1.19	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	3,627	4,585	6,248	9,697	11,631	12,674	11,121	10,647	4,456

Variable Portfolio – Sit Dividend Growth Fund (Class 3) (05/01/2007)
Accumulation unit value at beginning of period	$0.79	$0.84	$0.77	$0.59	$0.99	$1.00	—	—	—
Accumulation unit value at end of period	$0.86	$0.79	$0.84	$0.77	$0.59	$0.99	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	961	1,246	1,481	47,054	29,241	19,856	—	—	—

Variable Portfolio – Victory Established Value Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.17	$1.27	$1.06	$0.79	$1.28	$1.23	$1.08	$1.10	$1.00
Accumulation unit value at end of period	$1.34	$1.17	$1.27	$1.06	$0.79	$1.28	$1.23	$1.08	$1.10
Number of accumulation units outstanding at end of period (000 omitted)	—	8	8	—	28	—	—	—	—

Wanger International (04/30/2004)
Accumulation unit value at beginning of period	$1.77	$2.11	$1.72	$1.17	$2.20	$1.93	$1.43	$1.20	$1.00
Accumulation unit value at end of period	$2.11	$1.77	$2.11	$1.72	$1.17	$2.20	$1.93	$1.43	$1.20
Number of accumulation units outstanding at end of period (000 omitted)	1,135	1,529	1,843	8,675	12,927	7,675	6,793	3,916	1,854

Wanger USA (04/30/2004)
Accumulation unit value at beginning of period	$1.30	$1.38	$1.14	$0.81	$1.38	$1.33	$1.26	$1.15	$1.00
Accumulation unit value at end of period	$1.53	$1.30	$1.38	$1.14	$0.81	$1.38	$1.33	$1.26	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	2,019	2,605	3,655	12,068	12,713	11,339	6,970	5,234	2,030

RIVERSOURCE ENDEAVOR SELECT VARIABLE ANNUITY — PROSPECTUS 145

Table of Contents of the Statement of Additional Information

Calculating Annuity Payouts	p. 3

Rating Agencies	p. 4

Revenues Received During Calendar Year 2012	p. 4

Principal Underwriter	p. 5

Independent Registered Public Accounting Firms	p. 5

Condensed Financial Information (Unaudited)	p. 6

Financial Statements

 146  RIVERSOURCE ENDEAVOR SELECT VARIABLE ANNUITY — PROSPECTUS

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RiverSource Life Insurance Company
829 Ameriprise Financial Center
Minneapolis, MN 55474
1-800-333-3437

RiverSource Distributors, Inc. (Distributor), Member FINRA.
Insurance and annuity products are issued by RiverSource Life Insurance Company.

©2008-2013 RiverSource Life Insurance Company. All rights reserved.
273417 P (4/13)

Prospectus

April 29, 2013

RiverSource® Innovations Select Variable Annuity

INDIVIDUAL FLEXIBLE PREMIUM DEFERRED COMBINATION FIXED/VARIABLE ANNUITY

Issued by:	RiverSource Life Insurance Company (RiverSource Life)

829 Ameriprise Financial Center
Minneapolis, MN 55474
Telephone: 1-800-333-3437
(Corporate Office)
RiverSource Variable Annuity Account/RiverSource MVA Account

New contracts are not currently being offered.

This prospectus describes two versions of the contract: the Current Contract (applications signed on or after Nov. 30, 2009, subject to state availability) and the Original Contract (applications signed prior to Nov. 30, 2009, or in states where the Current Contract was unavailable). The information in this prospectus applies to both contracts unless stated otherwise.

This prospectus contains information that you should know before investing. Prospectuses are also available for:

AllianceBernstein Variable Products Series Fund, Inc. (Class B)
American Century® Variable Portfolios, Inc., Class II
Columbia Funds Variable Insurance Trust
Columbia Funds Variable Series Trust II
Credit Suisse Trust
Dreyfus Variable Investment Fund, Service Share Class
Eaton Vance Variable Trust (VT)
Fidelity® Variable Insurance Products Service Class 2
Franklin® Templeton® Variable Insurance Products
  Trust (FTVIPT) – Class 2
Goldman Sachs Variable Insurance Trust (VIT)
Invesco Variable Insurance Funds
Janus Aspen Series: Service Shares
Legg Mason Partners Variable Equity Trust
MFS® Variable Insurance Trustsm – Service Class
Morgan Stanley Universal Institutional Funds (UIF)
Oppenheimer Variable Account Funds, Service Shares
PIMCO Variable Insurance Trust (VIT)
Putnam Variable Trust – Class IB Shares
Wanger Advisors Trust

Some funds may not be available in your contract. Please read the prospectuses carefully and keep them for future reference.

The Securities and Exchange Commission (SEC) has not approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

An investment in this contract is not a deposit of a bank or financial institution and is not insured or guaranteed by the Federal Deposit Insurance Corporation (FDIC) or any other government agency. An investment in this contract involves investment risk including the possible loss of principal.

A Statement of Additional Information (SAI), dated the same date as this prospectus, is incorporated by reference into this prospectus. It is filed with the SEC and is available without charge by contacting RiverSource Life at the telephone number and address listed above. The table of contents of the SAI is on the last page of this prospectus. The SEC maintains an Internet site. This prospectus, the SAI and other information about the product are available on the EDGAR Database on the SEC’s Internet site at (http://www.sec.gov).

Variable annuities are insurance products that are complex investment vehicles. Before you invest, be sure to ask your investment professional about the variable annuity’s features, benefits, risks and fees, and whether the variable annuity is appropriate for you, based upon your financial situation and objectives.

The contracts and/or certain optional benefits described in this prospectus may not be available in all jurisdictions. This prospectus constitutes an offering or solicitation only in those jurisdictions where such offering or solicitation may lawfully be made. State variations are covered in a special contract form used in that state. This prospectus provides a general description of the contract. Your actual contract and any riders or endorsements are the controlling documents.

RiverSource Life has not authorized any person to give any information or to make any representations regarding the contract other than those contained in this prospectus or the fund prospectuses. Do not rely on any such information or representations.

RIVERSOURCE INNOVATIONS SELECT VARIABLE ANNUITY — PROSPECTUS 1

RiverSource Life offers other variable annuity contracts in addition to the contracts described in this prospectus which your investment professional may or may not be authorized to offer to you. Each annuity has different features and optional benefits that may be appropriate for you based on your individual financial situation and needs, your age and how you intend to use the annuity. The different features and benefits may include the investment and fund manager options, variations in interest rate amount and guarantees, credits, surrender charge schedules and access to your annuity account values. The fees and charges you will pay when buying, owning and surrendering money from the contracts we describe in this prospectus may be more or less than the fees and charges of other variable annuities we issue. A securities broker dealer authorized to sell the contracts described in this prospectus (selling firm) may not offer all the variable annuities we issue. In addition, some selling firms may not permit their investment professionals to sell the contracts and/or optional benefits described in this prospectus to persons over a certain age (which may be lower than age limits we set), or may otherwise restrict the sale of the optional benefits described in this prospectus by their investment professionals. You should ask your investment professional about his or her selling firm’s ability to offer you other variable annuities we issue (which might have lower fees and charges than the contracts described in this prospectus), and any limits the selling firm has placed on your investment professional’s ability to offer you the contracts and/or optional riders described in this prospectus.

 2  RIVERSOURCE INNOVATIONS SELECT VARIABLE ANNUITY — PROSPECTUS

Key Terms

These terms can help you understand details about your contract.

Accumulation unit: A measure of the value of each subaccount prior to the application of amounts to an annuity payment plan.

Annuitant: The person or persons on whose life or life expectancy the annuity payouts are based.

Annuitization start date: The date when annuity payments begin according to the applicable annuity payment plan (referred to as “Retirement date” in the Original Contract). Throughout this prospectus when we use the term “Annuitization start date,” it includes the term “Retirement date.”

Annuity payouts: An amount paid at regular intervals under one of several plans.

Assumed investment rate: The rate of return we assume your investments will earn when we calculate your initial annuity payout amount using the annuity table in your contract. The standard assumed investment rate we use is 5% but you may request we substitute an assumed investment rate of 3.5%.

Beneficiary: The person you designate to receive benefits in case of the owner’s death (Current Contract), or owner’s or annuitant’s death (Original Contract) while the contract is in force.

Close of business: The time the New York Stock Exchange (NYSE) closes (4 p.m. Eastern time unless the NYSE closes earlier).

Code: The Internal Revenue Code of 1986, as amended.

Contingent annuitant (Current Contract): The person who becomes the annuitant when the current annuitant dies prior to the annuitization start date. In the case of joint ownership, one owner must also be the contingent annuitant.

Contract: A deferred annuity contract that permits you to accumulate money for retirement by making one or more purchase payments. It provides for lifetime or other forms of payouts beginning at a specified time in the future.

Contract value: The total value of your contract before we deduct any applicable charges.

Contract year: A period of 12 months, starting on the effective date of your contract and on each anniversary of the effective date.

Fixed account: Our general account which includes the regular fixed account and the Special DCA fixed account (Current Contract) or the one-year fixed account and the DCA fixed account (Original Contract). Amounts you allocate to the fixed account earn interest rates we declare periodically.

Funds: Investment options under your contract. You may allocate your purchase payments into subaccounts investing in shares of the funds.

Good order: We cannot process your transaction request relating to the contract until we have received the request in good order at our corporate office. “Good order” means the actual receipt of the requested transaction in writing, along with all information, forms and supporting legal documentation necessary to effect the transaction. To be in “good order,” your instructions must be sufficiently clear so that we do not need to exercise any discretion to follow such instructions. This information and documentation generally includes your completed request; the contract number; the transaction amount (in dollars); the names of and allocations to and/or from the subaccounts and the fixed account affected by the requested transaction; the signatures of all contract owners, exactly as registered on the contract, if necessary; Social Security Number or Taxpayer Identification Number; and any other information, forms or supporting documentation that we may require. With respect to purchase requests, “good order” also generally includes receipt of sufficient payment by us to effect the purchase. We may, in our sole discretion, determine whether any particular transaction request is in good order, and we reserve the right to change or waive any good order requirements at any time.

Guarantee Period: The number of successive 12-month periods that a guaranteed interest rate is credited.

Guarantee Period Accounts (GPAs): These accounts have guaranteed interest rates for guarantee periods we declare when you allocate purchase payments and any purchase payment credits or transfer contract value to a GPA. These guaranteed rates and periods of time may vary by state. Unless an exception applies, transfers or surrenders from a GPA done more than 30 days before the end of the guarantee period will receive a market value adjustment, which may result in a gain or loss of principal.

Market Value Adjustment (MVA): A positive or negative adjustment assessed if any portion of a Guarantee Period Account is surrendered or transferred more than 30 days before the end of its guarantee period.

RIVERSOURCE INNOVATIONS SELECT VARIABLE ANNUITY — PROSPECTUS 3

Owner (you, your): The person or persons identified in the contract as owners(s) of the contract, who has or have the right to control the contract (to decide on investment allocations, transfers, payout options, etc.). Usually, but not always, the owner is also the annuitant. During the owner’s life, the owner is responsible for taxes, regardless of whether he or she receives the contract’s benefits. The owner or any joint owner may be a nonnatural person (e.g. irrevocable trust or corporation) or a revocable trust. In this case, the annuitant will be deemed to be the owner for contract provisions that are based on the age or life of the owner. When the contract is owned by a revocable trust, the annuitant selected should be the grantor of the trust to assure compliance with Section 72(s) of the Code. Any contract provisions that are based on the age of the owner will be based on the age of the oldest owner. Any ownership change, including continuation of the contract by your spouse under the spousal continuation provision of the contract, redefines “owner”, “you” and “your”.

Qualified annuity: A contract that you purchase to fund one of the following tax-deferred retirement plans that is subject to applicable federal law and any rules of the plan itself:

•	Individual Retirement Annuities (IRAs) including inherited IRAs under Section 408(b) of the Code

•	Roth IRAs including inherited Roth IRAs under Section 408A of the Code

•	Simplified Employee Pension IRA (SEP) plans under Section 408(k) of the Code

•	Custodial and investment only plans under Section 401(a) of the Code

•	Tax-Sheltered Annuity (TSA) rollovers under Section 403(b) of the Code

A qualified annuity will not provide any necessary or additional tax deferral if it is used to fund a retirement plan that is already tax-deferred.

All other contracts are considered nonqualified annuities.

Rider effective date: The date a rider becomes effective as stated in the rider.

RiverSource Life: In this prospectus, “we,” “us,” “our” and “RiverSource Life” refer to RiverSource Life Insurance Company.

Surrender value: The amount you are entitled to receive if you make a full surrender from your contract (referred to as “Withdrawal value” in the Original Contract). It is the contract value minus any applicable charges and any purchase payment credits subject to reversal, plus any positive or negative market value adjustment. Throughout this prospectus when we use the term “Surrender” it includes the term “Withdrawal”.

Valuation date: Any normal business day, Monday through Friday, on which the NYSE is open, up to the close of business. At the close of business, the next valuation date begins. We calculate the accumulation unit value of each subaccount on each valuation date. If we receive your purchase payment or any transaction request (such as a transfer or surrender request) in good order at our corporate office before the close of business, we will process your payment or transaction using the accumulation unit value we calculate on the valuation date we received your payment or transaction request. On the other hand, if we receive your purchase payment or transaction request in good order at our corporate office at or after the close of business, we will process your payment or transaction using the accumulation unit value we calculate on the next valuation date. If you make a transaction request by telephone (including by fax), you must have completed your transaction by the close of business in order for us to process it using the accumulation unit value we calculate on that valuation date. If you were not able to complete your transaction before the close of business for any reason, including telephone service interruptions or delays due to high call volume, we will process your transaction using the accumulation unit value we calculate on the next valuation date.

Variable account: Consists of separate subaccounts to which you may allocate purchase payments; each invests in shares of one fund. The value of your investment in each subaccount changes with the performance of the particular fund.

Withdrawal value: The amount you are entitled to receive if you make a full withdrawal from your contract (referred to as “Surrender value” in the Current Contract). It is the contract value minus any applicable charges and any purchase payment credits subject to reversal, plus any positive or negative market value adjustment. Throughout this prospectus when we use the term “Surrender” it includes the term “Withdrawal”.

 4  RIVERSOURCE INNOVATIONS SELECT VARIABLE ANNUITY — PROSPECTUS

The Contracts in Brief

This prospectus describes two versions of the contract: the Current Contract (applications signed on or after Nov. 30, 2009, subject to state availability) and the Original Contract (applications signed prior to Nov. 30, 2009, or in states where the Current Contract was unavailable). The primary differences are disclosed in the following sections: “Key Terms”, “Expense Summary,” “Buying Your Contract”, “Benefits in Case of Death”, and “Optional Benefits.”

Purpose: These contracts allow you to accumulate money for retirement or a similar long-term goal. You do this by making one or more purchase payments. For the Current Contract, you may allocate your purchase payments to the regular fixed account, the Special DCA fixed account, GPAs and/or subaccounts of the variable account under the contract. For the Original Contract, you may allocate your purchase payments to the one-year fixed account, the DCA fixed account (if part of your contract), the GPAs and/or subaccounts of the variable account under the contract. When you invest in the subaccounts of the variable account, you risk losing amounts you invest. These accounts, in turn, may earn returns that increase the value of the contract. If the contract value goes to zero due to underlying fund’s performance or deduction of fees, the contract will no longer be in force and the contract (including any death benefit riders) will terminate. You may be able to purchase an optional benefit to reduce the investment risk you assume under the contract. Beginning at a specified time in the future called the annuitization start date, these contracts provide lifetime or other forms of payout of your contract value (less any applicable premium tax and/or other charges).

Buying a contract: We no longer offer new contracts. However, you have the option of making additional purchase payments in the future, subject to certain limitations. Purchase payment amounts and purchase payment timing may be limited under the terms of your contract and/or pursuant to state requirements. (See “Buying Your Contract”).

It may have not been advantageous for you to purchase this contract in exchange for, or in addition to, an existing annuity or life insurance policy. Generally, you can exchange one annuity for another or for a long-term care policy in a “tax-free” exchange under Section 1035 of the Code. You can also do a partial exchange from one annuity contract to another annuity contract, subject to Internal Revenue Service (“IRS”) rules. You also generally can exchange a life insurance policy for an annuity. However, before making an exchange, you should compare both contracts carefully because the features and benefits may be different. Fees and charges may be higher or lower on your old contract than on this contract. You may have to pay a withdrawal charge when you exchange out of your old contract and a new withdrawal charge period will begin when you exchange into this contract. If the exchange does not qualify for Section 1035 treatment, you also may have to pay federal income tax on the distribution. State income taxes may also apply. You should not exchange your old contract for this contract, or buy this contract in addition to your old contract, unless you determine it is in your best interest. (See “Taxes-1035 Exchanges”.)

Tax-deferred retirement plans: Most annuities have a tax-deferred feature. So do many retirement plans under the Code. As a result, when you use a qualified annuity to fund a retirement plan that is tax-deferred, your contract will not provide any necessary or additional tax deferral for that retirement plan. A qualified annuity has features other than tax deferral that may help you reach your retirement goals. In addition, the Code subjects retirement plans to required withdrawals triggered at a certain age. These mandatory withdrawals are called required minimum distributions (“RMDs”). RMDs may reduce the value of certain death benefits and optional riders (see “Taxes — Qualified Annuities — Required Minimum Distributions”). You should consult your tax advisor before you purchase the contract as a qualified annuity for an explanation of the tax implications to you.

Free look period: You may return your contract to your investment professional or to our corporate office within the time stated on the first page of your contract and receive a full refund of the contract value. We will not deduct any contract charges or fees. However, you bear the investment risk from the time of purchase until you return the contract and any positive or negative market value adjustment will apply; the refund amount may be more or less than the payment you made. (Exception: If the law requires, we will refund all of your purchase payments.)

Accounts: Generally, you may allocate purchase payments among the:

•	subaccounts of the variable account, each of which invests in a fund with a particular investment objective. The value of each subaccount varies with the performance of the particular fund in which it invests. We cannot guarantee that the value at the annuitization start date will equal or exceed the total purchase payments you allocate to the subaccounts. (See “The Variable Account and the Funds”).

•	GPAs which earn interest at rates declared when you make an allocation to that account. The required minimum investment in each GPA is $1,000. These accounts may not be available in all states. (See “The Guarantee Period Accounts (GPAs)”)

RIVERSOURCE INNOVATIONS SELECT VARIABLE ANNUITY — PROSPECTUS 5

•	for the Current Contract:

–	regular fixed account, which earns interest at rates that we adjust periodically. There are restrictions on transfers from this account and may be restrictions on the amount you can allocate to this account (see “Buying Your Contract”, “Transfer policies” and “The Regular Fixed Account”).

–	Special DCA fixed account, which earns interest at rates that we adjust periodically. There are restrictions on how long contract value can remain in this account. (See “Special DCA Fixed Account”).

•	for the Original Contract:

–	one-year fixed account, which earns interest at rates that we adjust periodically. There are restrictions on the amount you can allocate to this account as well as on transfers from this account (see “Buying Your Contract”, “Transfer policies” and “The One-Year Fixed Account”).

–	DCA fixed account, if part of your contract, which earns interest at rates that we adjust periodically. There are restrictions on how long contract value can remain in this account. (See “DCA Fixed Account”).

Transfers: Subject to certain restrictions, you currently may redistribute your contract value among the accounts without charge at any time until the annuitization start date, and once per contract year among the subaccounts after the annuitization start date. Transfers out of the GPAs done more than 30 days before the end of the guarantee period will be subject to an MVA, unless an exception applies. You may establish automated transfers among the accounts. Transfers into the Special DCA fixed account (Current Contract) and DCA fixed account (Original Contract) are not permitted. GPAs, the regular fixed account (Current Contract) and the one-year fixed account (Original Contract) are subject to special restrictions. (See “Making the Most of Your Contract — Transferring Among Accounts”).

Surrenders: You may surrender all or part of your contract value at any time before the annuitization start date. You also may establish automated partial surrenders. Surrenders may be subject to charges and income taxes (including a 10% IRS penalty that may apply if you make surrenders prior to your reaching age 59 1/2) and may have other tax consequences. If you have elected the SecureSource Stages rider or the SecureSource 20 rider, please consider carefully when you take withdrawals. If you take any withdrawals during the 3-year waiting period, your benefits will be set to zero until the end of the waiting period when they will be reset based on your contract value at that time and you will no longer be eligible to receive the 20% credit available under the SecureSource 20 rider or any future rider credits under the SecureSource Stages. Certain other restrictions may apply. (See “Surrenders”).

Benefits in case of death: For the Current Contract, if you die before the annuitization start date, we will pay the beneficiary an amount based on the applicable death benefit. For the Original Contract, if you or the annuitant die before the annuitization start date, we will pay the beneficiary an amount based on the applicable death benefit. (See “Benefits in Case of Death”).

Annuity payouts: You can apply your contract value, after reflecting any adjustments, to an annuity payout plan that begins on the annuitization start date. You may choose from a variety of plans to make sure that payouts continue as long as you like. The payout schedule must meet IRS requirements. We can make payouts on a fixed or variable basis, or both. During the annuity payout period, your choices for subaccounts may be limited. The GPAs, the Special DCA fixed account (Current Contract) and the DCA fixed accounts (Original Contract) are not available after the annuitization start date. (See “The Annuity Payout Period”).

 6  RIVERSOURCE INNOVATIONS SELECT VARIABLE ANNUITY — PROSPECTUS

Expense Summary

The following tables describe the fees and expenses that you will pay when buying, owning and making a surrender from these contracts. The first table describes the fees and expenses that you will pay at the time that you buy the contract or may pay when you make a surrender from one of these contracts. State premium taxes also may be deducted.

Current Contract:

(applications signed on or after Nov. 30, 2009, subject to state availability)

CONTRACT OWNER TRANSACTION EXPENSES

Surrender charge

(Contingent deferred sales charge as a percentage of purchase payments surrendered)

Ten-year schedule		Seven-year schedule		Five-year schedule
Number of	Surrender charge	Number of	Surrender charge	Number of	Surrender charge
completed years	percentage applied	completed years	percentage applied	completed years	percentage applied
from date of each	to each	from date of each	to each	from date of each	to each
purchase payment*	purchase payment	purchase payment*	purchase payment	purchase payment*	purchase payment

0	8%	0	8%	0	8%

1	8	1	8	1	7

2	8	2	7	2	6

3	7	3	7	3	4

4	6	4	6	4	2

5	5	5	5	5+	0

6	4	6	3

7	3	7+	0

8	2

9	1

10+	0

*	According to our current administrative practice, for the purpose of surrender charge calculation, we consider that the year is completed one day prior to the anniversary of the day each purchase payment was received.

Surrender charge under Annuity Payout Plan E — Payouts for a specified period: If you are receiving variable annuity payments under this annuity payout plan, you can choose to take a surrender. The amount that you can surrender is the present value of any remaining variable payouts. The discount rate we use in the calculation will be 5.17% for the assumed investment return of 3.5% and 6.67% for the assumed investment return of 5.0%. The surrender charge equals the present value of the remaining payouts using the assumed investment return minus the present value of the remaining payouts using the discount rate. (See “Charges — Surrender Charge” and “The Annuity Payout Period — Annuity Payout Plans.”)

RIVERSOURCE INNOVATIONS SELECT VARIABLE ANNUITY — PROSPECTUS 7

The next tables describe the fees and expenses that you will pay periodically during the time that you own the contract, not including fund fees and expenses.

Annual contract administrative charge	Maximum: $50	Current: $40

Annual contract administrative charge if your contract value equals or exceeds $50,000	Maximum: $20	Current: $0

Contract administrative charge at full surrender	Maximum: $50	Current: $40

ANNUAL VARIABLE ACCOUNT EXPENSES
(As a percentage of average daily subaccount value.)

You must choose a death benefit guarantee and the length of your contract’s surrender charge schedule. The combination you choose determines the mortality and expense risk fees you pay. The table below shows the combinations available to you and their cost. The variable account administrative charge is in addition to the mortality and expense risk fee.

Ten-year surrender charge schedule

	Mortality and	Variable account	Total variable
	expense risk fee	administrative charge	account expense

CV Death Benefit*	0.85%	0.15%	1.00%

ROPP Death Benefit	0.85	0.15	1.00

MAV Death Benefit	1.10	0.15	1.25

5% Accumulation Death Benefit	1.25	0.15	1.40

Enhanced Death Benefit	1.30	0.15	1.45

Seven-year surrender charge

	Mortality and	Variable account	Total variable
	expense risk fee	administrative charge	account expense

CV Death Benefit*	1.05%	0.15%	1.20%

ROPP Death Benefit	1.05	0.15	1.20

MAV Death Benefit	1.30	0.15	1.45

5% Accumulation Death Benefit	1.45	0.15	1.60

Enhanced Death Benefit	1.50	0.15	1.65

Five-year surrender charge schedule

	Mortality and	Variable account	Total variable
	expense risk fee	administrative charge	account expense

CV Death Benefit*	1.40%	0.15%	1.55%

ROPP Death Benefit	1.40	0.15	1.55

MAV Death Benefit	1.65	0.15	1.80

5% Accumulation Death Benefit	1.80	0.15	1.95

Enhanced Death Benefit	1.85	0.15	2.00

*	CV Death Benefit is available only after an ownership change or spousal continuation if any owner or spouse who continues the contract is over age 85 and therefore cannot qualify for the ROPP death benefit.

 8  RIVERSOURCE INNOVATIONS SELECT VARIABLE ANNUITY — PROSPECTUS

OTHER ANNUAL EXPENSES

Optional Death Benefits
If eligible, you may have selected an optional death benefit in addition to the ROPP and MAV Death Benefits. The fees apply only if you have selected one of these benefits.

Benefit Protector® Death Benefit rider fee	0.25%

Benefit Protector® Plus Death Benefit rider fee	0.40%

(As a percentage of the contract value charged annually on the contract anniversary.)

Optional Living Benefits
If eligible, you may have selected one of the following optional living benefits if available in your state. The optional living benefits require participation in the PN program. The fees apply only if you have selected one of these benefits.

SecureSource Stages 2sm – Single life rider fee	Maximum: 1.75%	Current: 0.95%

SecureSource Stages 2sm – Joint life rider fee	Maximum: 2.25%	Current: 1.15%

(Charged annually on the contract anniversary as a percentage of contract value or the total Benefit Base, whichever is greater.)

Accumulation Protector Benefit® rider fee	Maximum: 1.75%	Current: 1.50%(1)

(Charged annually on the contract anniversary as a percentage of the contract value or the Minimum Contract Accumulation Value, whichever is greater.)

(1)	For contract applications signed prior to Oct. 4, 2010, the following fees apply:

	Initial annual rider fee	Current rider fee for
	and fee for elective step ups	elective step ups
For applications signed:	before 10/20/12	on or after 10/20/12

May 3, 2010 – July 18, 2010	0.95%	1.75%

July 19, 2010 – Oct. 3, 2010	1.10%	1.75%

Oct. 4, 2010 through Dec. 31, 2010	1.50%	1.75%

SecureSource® Stages – Single life rider fee	Maximum: 2.00%	Current: 1.10%

SecureSource® Stages – Joint life rider fee	Maximum: 2.50%	Current: 1.35%

(Charged annually on the contract anniversary as a percentage of the contract value or the Benefit Base, whichever is greater.)

Original Contract:

(applications signed prior to Nov. 30, 2009 or in states where the Current Contract was not available)

CONTRACT OWNER TRANSACTION EXPENSES

Surrender charge

(Contingent deferred sales charge as a percentage of purchase payments surrendered)

You select either a seven-year or five-year surrender charge schedule at the time of application.

Seven-year schedule		Five-year schedule*
Number of	Surrender charge	Number of	Surrender charge
completed years	percentage applied	completed years	percentage applied
from date of each	to each	from date of each	to each
purchase payment**	purchase payment	purchase payment**	purchase payment

0	8%	0	8%

1	8	1	7

2	7	2	6

3	7	3	4

4	6	4	2

5	5	5+	0

6	3

7+	0

*	The five-year surrender charge schedule may not be available in all states.

**	According to our current administrative practice, for the purpose of surrender charge calculation, we consider that the year is completed one day prior to the anniversary of the day each purchase payment was received.

RIVERSOURCE INNOVATIONS SELECT VARIABLE ANNUITY — PROSPECTUS 9

Surrender charge under Annuity Payout Plan E — Payouts for a specified period: Under this annuity payout plan, you can choose to take a surrender. The amount that you can surrender is the present value of any remaining variable payouts. The discount rate we use in the calculation will be 5.17% if the assumed investment rate is 3.5% and 6.67% if the assumed investment rate is 5%. The surrender charge equals the present value of the remaining payouts using the assumed investment rate minus the present value of the remaining payouts using the discount rate. (See “Charges — Surrender Charge” and “The Annuity Payout Period — Annuity Payout Plans.”)

The next tables describe the fees and expenses that you will pay periodically during the time that you own the contract, not including fund fees and expenses.

Annual contract administrative charge and at full surrender	$40

(We will waive this charge when your contract value is $50,000 or more on the current contract anniversary except at full surrender.)

ANNUAL VARIABLE ACCOUNT EXPENSES
(As a percentage of average daily subaccount value.)

You must choose a death benefit guarantee, a qualified or nonqualified contract and the length of your contract’s surrender charge schedule. The combination you choose determines the mortality and expense risk fees you pay. The table below shows the combinations available to you and their cost. The variable account administrative charge is in addition to the mortality and expense risk fee.

Seven-year surrender charge schedule for contracts with applications signed on or after May 1, 2006 and if available in your state

	Mortality and	Variable account	Total variable
	expense risk fee	administrative charge	account expense

Qualified annuities

ROP Death Benefit	0.90%	0.15%	1.05%

MAV Death Benefit	1.10	0.15	1.25

5% Accumulation Death Benefit	1.25	0.15	1.40

Enhanced Death Benefit	1.30	0.15	1.45

Nonqualified annuities

ROP Death Benefit	1.05	0.15	1.20

MAV Death Benefit	1.25	0.15	1.40

5% Accumulation Death Benefit	1.40	0.15	1.55

Enhanced Death Benefit	1.45	0.15	1.60

 10  RIVERSOURCE INNOVATIONS SELECT VARIABLE ANNUITY — PROSPECTUS

Seven-year surrender charge schedule for all other contracts

	Mortality and	Variable account	Total variable
	expense risk fee	administrative charge	account expense

Qualified annuities

ROP Death Benefit	1.00%	0.15%	1.15%

MAV Death Benefit	1.20	0.15	1.35

5% Accumulation Death Benefit	1.35	0.15	1.50

Enhanced Death Benefit	1.40	0.15	1.55

Nonqualified annuities

ROP Death Benefit	1.15	0.15	1.30

MAV Death Benefit	1.35	0.15	1.50

5% Accumulation Death Benefit	1.50	0.15	1.65

Enhanced Death Benefit	1.55	0.15	1.70

Five-year surrender charge schedule

Qualified annuities

ROP Death Benefit	1.20%	0.15%	1.35%

MAV Death Benefit	1.40	0.15	1.55

5% Accumulation Death Benefit	1.55	0.15	1.70

Enhanced Death Benefit	1.60	0.15	1.75

Nonqualified annuities

ROP Death Benefit	1.35	0.15	1.50

MAV Death Benefit	1.55	0.15	1.70

5% Accumulation Death Benefit	1.70	0.15	1.85

Enhanced Death Benefit	1.75	0.15	1.90

OTHER ANNUAL EXPENSES

Optional Death Benefits
If eligible, you may have selected an optional death benefit in addition to the ROP and MAV Death Benefits. The fee apply only if you select one of these benefits.

Benefit Protector® Death Benefit rider fee	0.25%

Benefit Protector® Plus Death Benefit rider fee	0.40%

(As a percentage of the contract value charge annually on the contract anniversary.)

Optional Living Benefits
If eligible, you may have selected one of the following optional living benefits, if available in your state. The fees apply only if you elected one of these benefits when you purchased your contract. Each optional living benefit requires participation in the PN program.

Accumulation Protector Benefit® rider fee	Maximum: 1.75%	Current: 0.95%(1)

(Charged annually on the contract anniversary as a percentage of the contract value or the Minimum Contract Accumulation Value, whichever is greater.)

(1)	For contract applications signed prior to May 31, 2009, the following fees apply:

	Initial annual rider fee	Current rider fee for
	and fee for elective step	elective step ups
For applications signed:	ups before 04/29/13	on or after 04/29/13

Prior to Jan. 26, 2009	0.55%	1.75%

Jan. 26, 2009 – May 31, 2009	0.80%	1.75%

SecureSource® 20 – Single life rider fee	Maximum: 2.00%	Current: 1.25%

SecureSource® 20 – Joint life rider fee	Maximum: 2.50%	Current: 1.55%

(Charged annually on the contract anniversary as a percentage of the contract value or the total Remaining Benefit Amount, whichever is greater.)

RIVERSOURCE INNOVATIONS SELECT VARIABLE ANNUITY — PROSPECTUS 11

For applications signed on or after Jan. 26, 2009, but prior to Aug. 10, 2009, or in states where the Current Contract and SecureSource 20 are not available:

SecureSource® – Single life rider fee	Maximum: 2.00%	Current: 1.10%

SecureSource® – Joint life rider fee	Maximum: 2.50%	Current: 1.40%

(Charged annually on the contract anniversary as a percentage of the contract value or the total Remaining Benefit Amount, whichever is greater.)

For applications signed on or after June 1, 2008, but prior to Jan. 26, 2009:

SecureSource® – Single life rider fee	Maximum: 1.50%	Current: 0.75%

SecureSource® – Joint life rider fee	Maximum: 1.75%	Current: 0.95%

(Charged annually on the contract anniversary as a percentage of the contract value or the total Remaining Benefit Amount, whichever is greater.)

For applications signed prior to June 1, 2008:

SecureSource® – Single life rider fee	Maximum: 1.50%	Current: 0.65%

SecureSource® – Joint life rider fee	Maximum: 1.75%	Current: 0.85%

(Charged annually on the contract anniversary as a percentage of the contract value or the total Remaining Benefit Amount, whichever is greater.)

Guarantor Withdrawal Benefit for Life® rider fee	Maximum: 1.50%	Current: 0.65%

(Charged annually on the contract anniversary as a percentage of the contract value or the total Remaining Benefit Amount, whichever is greater.)

Guarantor® Withdrawal Benefit rider fee	Maximum: 1.50%	Current: 0.55%

(As a percentage of contract value charged annually on the contract anniversary.)

Income Assurer Benefit® – MAV rider fee	Maximum: 1.50%	Current: 0.30%(1)

Income Assurer Benefit® – 5% Accumulation Benefit Base rider fee	Maximum: 1.75%	Current: 0.60%(1)

Income Assurer Benefit® – Greater of MAV or 5% Accumulation Benefit Base rider fee	Maximum: 2.00%	Current: 0.65%(1)

(As a percentage of the guaranteed income benefit base charged annually on the contract anniversary.)

(1)	For applications signed prior to Oct. 7, 2004, the following current annual rider charges apply: Income Assurer Benefit – MAV — 0.55%, Income Assurer Benefit – 5% Accumulation Benefit Base — 0.70%; and Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base — 0.75%.

 12  RIVERSOURCE INNOVATIONS SELECT VARIABLE ANNUITY — PROSPECTUS

ANNUAL OPERATING EXPENSES OF THE FUNDS
The next two tables describe the operating expenses of the funds that you may pay periodically during the time that you own the contract. These operating expenses are for the fiscal year ended Dec. 31, 2012, unless otherwise noted. The first table shows the minimum and maximum total operating expenses charged by the funds. The second table shows the total operating expenses charged by each fund. More detail concerning each fund’s fees and expenses is contained in the prospectus for each fund.

Minimum and maximum annual operating expenses for the funds

(Including management fee, distribution and/or service (12b-1) fees and other expenses)(1)

	Minimum	Maximum

Total expenses before fee waivers and/or expense reimbursements	0.45%	1.71%

(1)	Each fund deducts management fees and other expenses from fund assets. Fund assets include amounts you allocate to a particular fund. Funds may also charge 12b-1 fees that are used to finance any activity that is primarily intended to result in the sale of fund shares. Because 12b-1 fees are paid out of fund assets on an ongoing basis, you may pay more if you select subaccounts investing in funds that have adopted 12b-1 plans than if you select subaccounts investing in funds that have not adopted 12b-1 plans. The fund or the fund’s affiliates may pay us or our affiliates for promoting and supporting the offer, sale and servicing of fund shares. In addition, the fund’s distributor and/or investment adviser, transfer agent or their affiliates may pay us or our affiliates for various services we or our affiliates provide. The amount of these payments will vary by fund and may be significant. See “The Variable Account and the Funds” for additional information, including potential conflicts of interest these payments may create. For a more complete description of each fund’s fees and expenses and important disclosure regarding payments the fund and/or its affiliates make, please review the fund’s prospectus and SAI.

Total annual operating expenses for each fund*

(Before fee waivers and/or expense reimbursements, if applicable, as a percentage of average daily net assets)

				Acquired fund	Gross total
	Management	12b-1	Other	fees and	annual
Fund name**	fees	fees	expenses	expenses***	expenses

AllianceBernstein VPS Balanced Wealth Strategy Portfolio (Class B)	0.55%	0.25%	0.10%	—%	0.90%

AllianceBernstein VPS Global Thematic Growth Portfolio (Class B)	0.75	0.25	0.24	—	1.24

AllianceBernstein VPS Growth and Income Portfolio (Class B)	0.55	0.25	0.05	—	0.85

AllianceBernstein VPS International Value Portfolio (Class B)	0.75	0.25	0.06	—	1.06

American Century VP Inflation Protection, Class II	0.47	0.25	0.01	—	0.73

American Century VP International, Class II	1.31	0.25	0.02	—	1.58

American Century VP Mid Cap Value, Class II	0.90	0.25	0.01	—	1.16

American Century VP Ultra®, Class II	0.90	0.25	0.01	—	1.16

American Century VP Value, Class II	0.88	0.25	—	—	1.13

ClearBridge Variable Small Cap Growth Portfolio – Class I**	0.75	—	0.11	—	0.86

Columbia Variable Portfolio – Cash Management Fund (Class 3)	0.33	0.13	0.14	—	0.60	(1)

Columbia Variable Portfolio – Diversified Bond Fund (Class 3)	0.41	0.13	0.13	—	0.67

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3)**	0.57	0.13	0.12	—	0.82

Columbia Variable Portfolio – Emerging Markets Fund (Class 3)**	1.07	0.13	0.22	—	1.42	(1)

Columbia Variable Portfolio – High Yield Bond Fund (Class 3)	0.58	0.13	0.17	—	0.88	(1)

Columbia Variable Portfolio – Income Opportunities Fund (Class 2)	0.57	0.25	0.14	—	0.96

Columbia Variable Portfolio – Income Opportunities Fund (Class 3)	0.57	0.13	0.14	—	0.84

Columbia Variable Portfolio – International Opportunity Fund (Class 3)	0.79	0.13	0.20	—	1.12

Columbia Variable Portfolio – Large Cap Growth Fund (Class 3)	0.71	0.13	0.17	—	1.01	(1)

Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3)**	0.66	0.13	0.14	0.01	0.94

Columbia Variable Portfolio – Marsico Growth Fund (Class 1)	0.77	—	0.11	—	0.88	(1),(2)

Columbia Variable Portfolio – Marsico International Opportunities Fund (Class 2)	0.87	0.25	0.17	—	1.29	(1),(2)

Columbia Variable Portfolio – Mid Cap Growth Opportunity Fund (Class 3)	0.76	0.13	0.17	—	1.06	(1)

Columbia Variable Portfolio – Mid Cap Value Opportunity Fund (Class 3)	0.74	0.13	0.14	—	1.01	(1)

Columbia Variable Portfolio – S&P 500 Index Fund (Class 3)	0.10	0.13	0.22	—	0.45

Columbia Variable Portfolio – Select Large-Cap Value Fund (Class 3)	0.70	0.13	0.15	—	0.98	(1)

Columbia Variable Portfolio – Small Cap Value Fund (Class 2)	0.87	0.25	0.13	—	1.25	(1)

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 3)**	0.36	0.13	0.14	—	0.63

RIVERSOURCE INNOVATIONS SELECT VARIABLE ANNUITY — PROSPECTUS 13

Total annual operating expenses for each fund* (continued)

(Before fee waivers and/or expense reimbursements, if applicable, as a percentage of average daily net assets)

				Acquired fund	Gross total
	Management	12b-1	Other	fees and	annual
Fund name**	fees	fees	expenses	expenses***	expenses

Credit Suisse Trust – Commodity Return Strategy Portfolio	0.50%	0.25%	0.59%	—%	1.34	%(3)

Dreyfus Investment Portfolios MidCap Stock Portfolio, Service Shares	0.75	0.25	0.10	—	1.10

Dreyfus Investment Portfolios Technology Growth Portfolio, Service Shares	0.75	0.25	0.08	—	1.08

Dreyfus Variable Investment Fund Appreciation Portfolio, Service Shares	0.75	0.25	0.06	—	1.06

Dreyfus Variable Investment Fund International Equity Portfolio, Service Shares	0.75	0.25	0.31	—	1.31

Dreyfus Variable Investment Fund International Value Portfolio, Service Shares	1.00	0.25	0.28	—	1.53

Eaton Vance VT Floating-Rate Income Fund	0.58	0.50	0.10	—	1.18

Fidelity® VIP Contrafund® Portfolio Service Class 2	0.56	0.25	0.08	—	0.89

Fidelity® VIP Growth Portfolio Service Class 2	0.56	0.25	0.10	—	0.91

Fidelity® VIP Investment Grade Bond Portfolio Service Class 2	0.31	0.25	0.11	—	0.67

Fidelity® VIP Mid Cap Portfolio Service Class 2	0.56	0.25	0.09	—	0.90

Fidelity® VIP Overseas Portfolio Service Class 2	0.71	0.25	0.14	—	1.10

FTVIPT Franklin Income Securities Fund – Class 2	0.45	0.25	0.02	—	0.72

FTVIPT Franklin Rising Dividends Securities Fund – Class 2	0.61	0.25	0.02	—	0.88

FTVIPT Franklin Small-Mid Cap Growth Securities Fund – Class 2	0.51	0.25	0.29	—	1.05

FTVIPT Mutual Shares Securities Fund – Class 2	0.60	0.25	0.11	—	0.96

FTVIPT Templeton Global Bond Securities Fund – Class 2	0.46	0.25	0.09	—	0.80

FTVIPT Templeton Growth Securities Fund – Class 2	0.74	0.25	0.04	—	1.03

Goldman Sachs VIT Mid Cap Value Fund – Institutional Shares	0.80	—	0.07	—	0.87	(4)

Goldman Sachs VIT Structured U.S. Equity Fund – Institutional Shares	0.62	—	0.10	—	0.72	(5)

Invesco V.I. American Franchise Fund, Series II Shares**	0.68	0.25	0.30	—	1.23	(6)

Invesco V.I. Comstock Fund, Series II Shares**	0.56	0.25	0.29	—	1.10	(6)

Invesco V.I. Global Health Care Fund, Series II Shares	0.75	0.25	0.38	—	1.38

Invesco V.I. International Growth Fund, Series II Shares	0.71	0.25	0.30	—	1.26

Invesco V.I. Mid Cap Core Equity Fund, Series II Shares	0.73	0.25	0.32	—	1.30

Invesco V.I. Mid Cap Growth Fund, Series II Shares**	0.75	0.25	0.37	—	1.37	(6)

Invesco V.I. Value Opportunities Fund, Series II Shares**	0.70	0.25	0.32	—	1.27

Janus Aspen Series Janus Portfolio: Service Shares	0.48	0.25	0.05	—	0.78

MFS® Investors Growth Stock Series – Service Class	0.75	0.25	0.08	—	1.08

MFS® New Discovery Series – Service Class	0.90	0.25	0.07	—	1.22

MFS® Total Return Series – Service Class	0.75	0.25	0.05	—	1.05	(7)

MFS® Utilities Series – Service Class	0.74	0.25	0.08	—	1.07

Morgan Stanley UIF Global Real Estate Portfolio, Class II Shares	0.85	0.35	0.51	—	1.71	(8)

Morgan Stanley UIF Mid Cap Growth Portfolio, Class II Shares	0.75	0.35	0.31	—	1.41	(8)

Morgan Stanley UIF U.S. Real Estate Portfolio, Class II Shares	0.80	0.35	0.30	—	1.45	(9)

Oppenheimer Capital Appreciation Fund/VA, Service Shares	0.69	0.25	0.12	—	1.06	(10)

Oppenheimer Global Fund/VA, Service Shares**	0.63	0.25	0.13	—	1.01

Oppenheimer Global Strategic Income Fund/VA, Service Shares	0.58	0.25	0.14	0.06	1.03	(11)

Oppenheimer Main Street Small Cap Fund®/VA, Service Shares**	0.69	0.25	0.14	—	1.08	(10)

PIMCO VIT All Asset Portfolio, Advisor Class	0.43	0.25	—	0.75	1.43	(12)

Putnam VT Global Health Care Fund – Class IB Shares	0.64	0.25	0.20	—	1.09

Putnam VT International Equity Fund – Class IB Shares	0.71	0.25	0.18	—	1.14

Putnam VT Multi-Cap Growth Fund – Class IB Shares	0.57	0.25	0.15	—	0.97

Putnam VT Small Cap Value Fund – Class IB Shares	0.64	0.25	0.17	0.09	1.15

 14  RIVERSOURCE INNOVATIONS SELECT VARIABLE ANNUITY — PROSPECTUS

Total annual operating expenses for each fund* (continued)

(Before fee waivers and/or expense reimbursements, if applicable, as a percentage of average daily net assets)

				Acquired fund	Gross total
	Management	12b-1	Other	fees and	annual
Fund name**	fees	fees	expenses	expenses***	expenses

Variable Portfolio – Aggressive Portfolio (Class 2)	—%	0.25%	0.02%	0.80%	1.07%

Variable Portfolio – Aggressive Portfolio (Class 4)	—	0.25	0.02	0.80	1.07

Variable Portfolio – BlackRock Global Inflation-Protected Securities Fund (Class 3)**	0.42	0.13	0.13	—	0.68

Variable Portfolio – Conservative Portfolio (Class 2)	—	0.25	0.02	0.61	0.88

Variable Portfolio – Conservative Portfolio (Class 4)	—	0.25	0.02	0.61	0.88

Variable Portfolio – Moderate Portfolio (Class 2)	—	0.25	0.02	0.72	0.99

Variable Portfolio – Moderate Portfolio (Class 4)	—	0.25	0.02	0.72	0.99

Variable Portfolio – Moderately Aggressive Portfolio (Class 2)	—	0.25	0.02	0.76	1.03

Variable Portfolio – Moderately Aggressive Portfolio (Class 4)	—	0.25	0.02	0.76	1.03

Variable Portfolio – Moderately Conservative Portfolio (Class 2)	—	0.25	0.02	0.67	0.94

Variable Portfolio – Moderately Conservative Portfolio (Class 4)	—	0.25	0.02	0.67	0.94

Variable Portfolio – Partners Small Cap Value Fund (Class 3)	0.91	0.13	0.15	0.01	1.20	(1)

Variable Portfolio – Sit Dividend Growth Fund (Class 3)**	0.71	0.13	0.13	—	0.97	(1)

Variable Portfolio – Victory Established Value Fund (Class 3)**	0.77	0.13	0.13	—	1.03	(1)

Wanger International	0.91	—	0.16	—	1.07

Wanger USA	0.86	—	0.10	—	0.96

*	The Funds provided the information on their expenses and we have not independently verified the information.

**	The previous fund names can be found in “The Variable Account and the Funds” section of the prospectus.

***	Includes fees and expenses incurred indirectly by the Fund as a result of its investment in other investment companies (also referred to as acquired funds).

(1)	Columbia Management Investment Advisers, LLC and certain of its affiliates have contractually agreed to waive and/or to reimburse expenses (excluding certain fees and expenses, such as transaction costs and certain other investment related expenses, interest, taxes, acquired fund fees and expenses, and extraordinary expenses) until April 30, 2014, unless sooner terminated at the sole discretion of the Fund’s Board of Trustees. Under this agreement, the Fund’s net operating expenses, subject to applicable exclusions, will not exceed the annual rate of 0.575% for Columbia Variable Portfolio – Cash Management Fund (Class 3), 1.375% for Columbia Variable Portfolio – Emerging Markets Fund (Class 3), 0.845% for Columbia Variable Portfolio – High Yield Bond Fund (Class 3), 0.915% for Columbia Variable Portfolio – Large Cap Growth Fund (Class 3), 0.79% for Columbia Variable Portfolio – Marsico Growth Fund (Class 1), 1.18% for Columbia Variable Portfolio — Marsico International Opportunities Fund (Class 2), 0.995% for Columbia Variable Portfolio – Mid Cap Growth Opportunity Fund (Class 3), 0.995% for Columbia Variable Portfolio – Mid Cap Value Opportunity Fund (Class 3), 0.875% for Columbia Variable Portfolio – Select Large-Cap Value Fund (Class 3), 1.03% for Columbia Variable Portfolio – Small Cap Value Fund (Class 2), 1.005% for Variable Portfolio – Partners Small Cap Value Fund (Class 3), 0.895% for Variable Portfolio – Sit Dividend Growth Fund (Class 3) and 1.015% for Variable Portfolio – Victory Established Value Fund (Class 3).

(2)	Management fees have been restated to reflect contractual changes to the investment advisory and/or administrative fee rates.

(3)	Credit Suisse will waive fees and reimburse expenses so that the Portfolio’s annual operating expenses will not exceed 1.05% of the Portfolio’s average daily net assets. Waivers and expense reimbursements or credits are voluntary and may be discontinued at any time.

(4)	The Investment Adviser agreed to waive a portion of its management fee in order to achieve an effective net management rate of 0.77%. Other expenses include transfer agency fees equal on an annualized basis to 0.02% of the average daily net assets of the Fund’s Institutional Shares, plus all other ordinary expenses not detailed above. The Investment Adviser has voluntarily agreed to reduce or limit other expenses (excluding management fees, distribution and service fees, transfer agent fees and expenses, taxes, interest, brokerage fees and litigation, indemnification, shareholder meetings and other extraordinary expenses, exclusive of any custody and transfer agent fee credit reductions) to the extent such expenses exceed, on an annual basis, 0.054% of the average daily net assets of the Fund. These arrangements will remain in effect through at least April 29, 2014 and prior to such date the Investment Adviser may not terminate the arrangement without the approval of the trustees. After fee waivers and reimbursements, net expenses would be 0.84%.

(5)	Other expenses include transfer agency fees equal on an annualized basis to 0.02% of the average daily net assets of the Fund’s Institutional Shares, plus all other ordinary expenses not detailed above. The Investment Adviser has voluntarily agreed to reduce or limit other expenses (excluding management fees, distribution and service fees, transfer agent fees and expenses, taxes, interest, brokerage fees and litigation, indemnification, shareholder meetings and other extraordinary expenses, exclusive of any custody and transfer agent fee credit reductions) to the extent such expenses exceed, on an annual basis, 0.004% of the average daily net assets of the Fund. These arrangements will remain in effect through at least April 29, 2014 and prior to such date the Investment Adviser may not terminate the arrangement without the approval of the trustees. After fee waivers and reimbursements, net expenses would be 0.64%.

(6)	The Adviser has contractually agreed, through at least June 30, 2014, to waive advisory fees and/or reimburse expenses of Series II shares to the extent necessary to limit total annual fund operating expenses after fee waivers and/or expense reimbursements (excluding interest, taxes, dividend expense on short sales, extraordinary or non-routine items, including litigation expenses and expenses that the Fund has incurred but did not actually pay because of an expense offset arrangement) of Series II shares to 1.15% for Invesco V.I. American Franchise Fund, Series II Shares, 1.03% for Invesco V.I. Comstock Fund, Series II Shares and 1.34% for Invesco V.I. Mid Cap Growth Fund, Series II Shares of average daily net assets. Acquired fund fees and expenses are also excluded in determining such obligation, if applicable. Unless the Board of Trustees and Invesco Advisers, Inc. mutually agree to amend or continue the fee waiver agreement, it will terminate on June 30, 2014.

(7)	Massachusetts Financial Services Company has agreed in writing to reduce its management fee to 0.70% of the fund’s average daily net assets annually in excess of $1 billion and 0.65% of the fund’s average daily net assets annually in excess of $2.5 billion to $3 billion. This written agreement will remain in effect until modified by the fund’s Board of Trustees, but such agreement will continue until at least April 30, 2014. After fee waivers, net expenses would be 1.02%.

RIVERSOURCE INNOVATIONS SELECT VARIABLE ANNUITY — PROSPECTUS 15

(8)	The Portfolios’ Adviser, Morgan Stanley Investment Management Inc., has agreed to reduce its advisory fee and/or reimburse the Portfolio so that total annual portfolio operating expenses, excluding certain investment related expenses, taxes, interest and other extraordinary expenses (including litigation), will not exceed 1.40% for Morgan Stanley UIF Global Real Estate Portfolio, Class II Shares and 1.15% for Morgan Stanley UIF Mid Cap Growth Portfolio, Class II Shares. In addition, the Portfolios’ Distributor, Morgan Stanley Distribution Inc., has agreed to waive 0.10% for Morgan Stanley UIF Global Real Estate Portfolio, Class II Shares and 0.25% for Morgan Stanley UIF Mid Cap Growth Portfolio, Class II Shares of the 0.35% 12b-1 fee that it may receive. These fee waivers and/or expense reimbursements will continue for at least one year or until such time as the Fund’s Board of Directors acts to discontinue all or a portion of such waivers and/or reimbursements when it deems that such action is appropriate.

(9)	The Portfolios’ Distributor, Morgan Stanley Distribution Inc., has agreed to waive 0.10% of the 0.35% 12b-1 fee that it may receive. This waiver will continue for at least one year or until such time as the Fund’s Board of Directors acts to discontinue all or a portion of such waiver when it deems that such action is appropriate. After fee waivers, net expenses would be 1.35%.

(10)	The Manager has voluntarily agreed to limit the Fund’s expenses after payments, waivers and/or reimbursements and reduction to custodian expenses, excluding expenses incurred directly or indirectly by the Fund as a result of investments in other investment companies, wholly-owned subsidiaries and pooled investment vehicles; so that those expenses, as percentages of daily net assets, will not exceed the annual rate of 1.05% for Oppenheimer Capital Appreciation Fund/VA, Service Shares and 1.05% for Oppenheimer Main Street Small Cap Fund®/VA, Service Shares.

(11)	The Manager has contractually agreed to waive fees and/or reimburse Fund expenses in an amount equal to the indirect management fees incurred through the Fund’s investments in Oppenheimer Institutional Money Market Fund, Oppenheimer Short Duration Fund and the Master Funds. This fee waiver and/or expenses reimbursement may not be amended or withdrawn for one year from the date of the Fund’s prospectus, unless approved by the board. After fee waivers, net expenses would be 0.97%.

(12)	PIMCO has contractually agreed, through May 1, 2014, to reduce its advisory fee to the extent that the Underlying PIMCO Fund Expenses attributable to advisory and supervisory and administrative fees exceed 0.64% of the total assets invested in Underlying PIMCO Funds. PIMCO may recoup these waivers in future periods, not exceeding three years, provided total expenses, including such recoupment, do not exceed the annual expense limit. The fee reduction is implemented based on a calculation of Underlying PIMCO Fund Expenses attributable to advisory and supervisory and administrative fees that is different from the calculation of Acquired Fund Fees and Expenses listed in the table above. After fee waivers, net expenses would be 1.34%.

 16  RIVERSOURCE INNOVATIONS SELECT VARIABLE ANNUITY — PROSPECTUS

Examples
These examples are intended to help you compare the cost of investing in these contracts with the cost of investing in other variable annuity contracts. These costs include your transaction expenses, contract administrative charges, variable account annual expenses and fund fees and expenses.

These examples assume that you invest $10,000 in the contract for the time periods indicated. These examples also assume that your investment has a 5% return each year.

Current Contract:

(applications signed on or after Nov. 30, 2009, subject to state availability)

Maximum Expenses. These examples assume the most expensive combination of contract features and benefits and the maximum fees and expenses of any of the funds offered before fee waivers and/or expense reimbursements. They assume that you select the MAV Death Benefit, the SecureSource Stages 2 – Joint Life rider and the Benefit Protector Plus Death Benefit(1),(3). Although your actual costs may be lower, based on the assumptions your costs would be:

					If you do not surrender your contract
					or if you select an annuity payout plan
	If you surrender your contract at the end of the applicable time period:				at the end of the applicable time period:
	1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years

Ten-year surrender charge schedule	$1,344	$2,573	$3,605	$6,110	$624	$1,851	$3,062	$6,019

Seven-year surrender charge schedule	1,364	2,540	3,697	6,181	644	1,908	3,153	6,181

Five-year surrender charge schedule	1,398	2,551	3,495	6,456	678	2,009	3,313	6,456

Minimum Expenses. These examples assume the least expensive combination of contract features and benefits and the minimum fees and expenses of any of the funds. They assume that you select the ROPP Death Benefit and do not select any optional benefits.(2) Although your actual costs may be higher, based on these assumptions your costs would be:

					If you do not surrender your contract
					or if you select an annuity payout plan
	If you surrender your contract at the end of the applicable time period:				at the end of the applicable time period:
	1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years

Ten-year surrender charge schedule	$934	$1,372	$1,591	$2,215	$189	$580	$991	$2,115

Seven-year surrender charge schedule	952	1,331	1,696	2,333	209	642	1,096	2,333

Five-year surrender charge schedule	985	1,335	1,479	2,705	245	751	1,279	2,705

Original Contract:

(applications signed prior to Nov. 30, 2009 or in states where the Current Contract was not available)

Maximum Expenses. These examples assume the most expensive combination of contract features and benefits and the maximum fees and expenses of any of the funds offered on or after May 1, 2007 before fee waivers and/or expense reimbursements. They assume that you select the MAV Death Benefit, the SecureSource – Joint Life rider or SecureSource 20 – Joint Life rider and the Benefit Protector Plus Death Benefit.(2),(3) Although your actual costs may be lower, based on the assumptions your costs would be:

					If you do not surrender your contract
					or if you select an annuity payout plan
	If you surrender your contract at the end of the applicable time period:				at the end of the applicable time period:
Nonqualified Annuity	1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years

Seven-year surrender charge schedule for contracts with applications signed on or after May 1, 2006 and if available in your state	$1,374	$2,570	$3,744	$6,268	$654	$1,938	$3,201	$6,268

Five-year surrender charge schedule	1,404	2,566	3,519	6,504	684	2,024	3,338	6,504

Qualified Annuity	1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years

Seven-year surrender charge schedule for contracts with applications signed on or after May 1, 2006 and if available in your state	$1,359	$2,527	$3,675	$6,147	$639	$1,895	$3,132	$6,147

Five-year surrender charge schedule	1,389	2,522	3,450	6,387	669	1,980	3,269	6,387

Minimum Expenses. These examples assume the least expensive combination of contract features and benefits and the minimum fees and expenses of any of the funds offered on or after May 1, 2007 before fee waivers and/or expense

RIVERSOURCE INNOVATIONS SELECT VARIABLE ANNUITY — PROSPECTUS 17

reimbursements. They assume that you select the ROP Death Benefit and do not select any optional benefits(2). Although your actual costs may be higher, based on these assumptions your costs would be:

					If you do not surrender your contract
					or if you select an annuity payout plan
	If you surrender your contract at the end of the applicable time period:				at the end of the applicable time period:
Nonqualified Annuity	1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years

Seven-year surrender charge schedule for contracts with applications signed on or after May 1, 2006 and if available in your state	$952	$1,331	$1,696	$2,333	$209	$642	$1,096	$2,333

Five-year surrender charge schedule	981	1,320	1,453	2,652	240	735	1,253	2,652

Qualified Annuity	1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years

Seven-year surrender charge schedule for contracts with applications signed on or after May 1, 2006 and if available in your state	$938	$1,288	$1,617	$2,170	$194	$596	$1,017	$2,170

Five-year surrender charge schedule	967	1,277	1,375	2,494	225	689	1,175	2,494

(1)	In these examples, the contract administrative charge is $50.
(2)	In these examples, the contract administrative charge is $40.
(3)	Because these examples are intended to illustrate the most expensive combination of contract features, the maximum annual fee for each optional rider is reflected rather than the fee that is currently being charged.

THE EXAMPLES ARE ILLUSTRATIVE ONLY. YOU SHOULD NOT CONSIDER THESE EXAMPLES AS A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES WILL BE HIGHER OR LOWER THAN THOSE SHOWN DEPENDING UPON WHICH OPTIONAL BENEFIT YOU ELECT OTHER THAN INDICATED IN THE EXAMPLES OR IF YOU ALLOCATE CONTRACT VALUE TO ANY OTHER AVAILABLE SUBACCOUNTS.

 18  RIVERSOURCE INNOVATIONS SELECT VARIABLE ANNUITY — PROSPECTUS

Condensed Financial Information

You can find unaudited condensed financial information for the subaccounts representing the lowest and highest total annual variable account expense combinations in Appendix Q.

Financial Statements

You can find our audited financial statements and the audited financial statements of the divisions, which are comprised of subaccounts, in the SAI. The SAI does not include audited financial statements for divisions that are new (if any) and have no activity as of the financial statements date.

The Variable Account and the Funds

Variable Account. The variable account was established under Indiana law on July 15, 1987, and the subaccounts are registered together as a single unit investment trust under the Investment Company Act of 1940 (the 1940 Act). This registration does not involve any supervision of our management or investment practices and policies by the SEC. All obligations arising under the contracts are general obligations of RiverSource Life.

The variable account meets the definition of a separate account under federal securities laws. We credit or charge income, capital gains and capital losses of each subaccount only to that subaccount. State insurance law prohibits us from charging a subaccount with liabilities of any other subaccount or of our general business. The variable account includes other subaccounts that are available under contracts that are not described in this prospectus.

Although the IRS has issued some guidance on investor control, the U.S. Treasury and the IRS may continue to examine this aspect of variable contracts and provide additional guidance on investor control. At this time, we do not know what the additional guidance will be or when action will be taken. We reserve the right to modify the contract, as necessary, so that the owner will not be subject to current taxation as the owner of the subaccount assets.

We intend to comply with all federal tax laws so that the contract continues to qualify as an annuity for federal income tax purposes. We reserve the right to modify the contract as necessary to comply with any new tax laws.

The Funds. This contract currently offers subaccounts investing in shares of the funds listed in the table below.

•	Investment objectives: The investment managers and advisers cannot guarantee that the funds will meet their investment objectives. Please read the funds’ prospectuses for facts you should know before investing. These prospectuses are available by contacting us at the address or telephone number on the first page of this prospectus.

•	Fund name and management: A fund underlying your contract in which a subaccount invests may have a name, portfolio manager, objectives, strategies and characteristics that are the same or substantially similar to those of a publicly-traded retail mutual fund. Despite these similarities, an underlying fund is not the same as any publicly-traded retail mutual fund. Each underlying fund will have its own unique portfolio holdings, fees, operating expenses and operating results. The results of each underlying fund may differ significantly from any publicly-traded retail mutual fund.

•	Eligible purchasers: All funds are available to serve as the underlying investments for variable annuities and variable life insurance policies. The funds are not available to the public (see “Fund Name and Management” above). Some funds also are available to serve as investment options for tax-deferred retirement plans. It is possible that in the future for tax, regulatory or other reasons, it may be disadvantageous for variable annuity accounts and variable life insurance accounts and/or tax-deferred retirement plans to invest in the available funds simultaneously. Although we and the funds’ providers do not currently foresee any such disadvantages, the boards of directors or trustees of each fund will monitor events in order to identify any material conflicts between annuity owners, policy owners and tax-deferred retirement plans and to determine what action, if any, should be taken in response to a conflict. If a board were to conclude that it should establish separate fund providers for the variable annuity, variable life insurance and tax-deferred retirement plan accounts, you would not bear any expenses associated with establishing separate funds. Please refer to the funds’ prospectuses for risk disclosure regarding simultaneous investments by variable annuity, variable life insurance and tax-deferred retirement plan accounts. Each fund intends to comply with the diversification requirements under Section 817(h) of the Code.

•	Asset allocation programs may impact fund performance: Asset allocation programs in general may negatively impact the performance of an underlying fund. Even if you do not participate in an asset allocation program, a fund in which your subaccount invests may be impacted if it is included in an asset allocation program. Rebalancing or reallocation under the terms of the asset allocation program may cause a fund to lose money if it must sell large amounts of securities to meet a redemption request. These losses can be greater if the fund holds securities that are not as liquid as others, for example, various types of bonds, shares of smaller companies and securities of foreign issuers. A fund may also experience higher expenses because it must sell or buy securities more frequently than it otherwise might in the absence of asset allocation

RIVERSOURCE INNOVATIONS SELECT VARIABLE ANNUITY — PROSPECTUS 19

program rebalancing or reallocations. Because asset allocation programs include periodic rebalancing and may also include reallocation, these effects may occur under the asset allocation program we offer (see “Making the Most of Your Contract — Portfolio Navigator Program”) or under asset allocation programs used in conjunction with the contracts and plans of other eligible purchasers of the funds.

•	Funds available under the contract: We seek to provide a broad array of underlying funds taking into account the fees and charges imposed by each fund and the contract charges we impose. We select the underlying funds in which the subaccounts initially invest and when there is substitution (see “Substitution of Investments”). We also make all decisions regarding which funds to retain in a contract, which funds to add to a contract and which funds will no longer be offered in a contract. In making these decisions, we may consider various objective and subjective factors. Objective factors include, but are not limited to fund performance, fund expenses, classes of fund shares available, size of the fund and investment objectives and investing style of the fund. Subjective factors include, but are not limited to, investment sub-styles and process, management skill and history at other funds and portfolio concentration and sector weightings. We also consider the levels and types of revenue including, but not limited to, expense payments and non-cash compensation a fund, its distributor, investment adviser, subadviser, transfer agent or their affiliates pay us and our affiliates. This revenue includes, but is not limited to compensation for administrative services provided with respect to the fund and support of marketing and distribution expenses incurred with respect to the fund.

•	Revenue we receive from the funds may create potential conflicts of interest: We or our affiliates receive from each of the funds, or the funds’ affiliates, varying levels and types of revenue, including but not limited to expense payments and non-cash compensation. The amount of this revenue and how it is computed varies by fund, may be significant and may create potential conflicts of interest. The greatest amount and percentage of revenue we and our affiliates receive comes from assets allocated to subaccounts investing in the funds that are managed by our affiliates Columbia Management Investment Advisers, LLC (Columbia Management Investment Advisers) or Columbia Wanger Asset Management, LLC (Columbia Wanger Asset Management) (affiliated funds). Employee compensation and operating goals at all levels are tied to the success of Ameriprise Financial, Inc. and its affiliates, including us. Certain employees may receive higher compensation and other benefits based, in part, on contract values that are invested in the affiliated funds. We or our affiliates receive revenue which ranges up to 0.69% of the average daily net assets invested in the underlying funds through this and other contracts we and our affiliate issue. We or our affiliates may also receive revenue which ranges up to 0.04% of aggregate, net or anticipated sales of underlying funds through this and other contracts we and our affiliate issue. Please see the SAI for a table that ranks the underlying funds according to total dollar amounts they and their affiliates paid us or our affiliates in the prior calendar year.

Expense payments, non-cash compensation and other forms of revenue may influence recommendations your investment professional makes regarding whether you should invest in the contract and whether you should allocate purchase payments or contract value to a subaccount that invests in a particular fund (see “About the Service Providers”).

The revenue we or our affiliates receive from a fund or its affiliates is in addition to revenue we receive from the charges you pay when buying, owning and making withdrawal from the contract (see “Expense Summary”). However, the revenue we or our affiliates receive from a fund or its affiliates may come, at least in part, from the fund’s fees and expenses you pay indirectly when you allocate contract value to the subaccount that invests in that fund.

•	Why revenues are paid to us: In accordance with applicable laws, regulations and the terms of the agreements under which such revenue is paid, we or our affiliates may receive these revenues including, but not limited to expense payments and non-cash compensation for various purposes:

•	Compensating, training and educating investment professionals who sell the contracts.

•	Granting access to our employees whose job it is to promote sales of the contracts by authorized selling firms and their investment professionals, and granting access to investment professionals of our affiliated selling firms.

•	Activities or services we or our affiliates provide that assist in the promotion and distribution of the contracts including promoting the funds available under the contracts to prospective and existing contract owners, authorized selling firms and investment professionals.

•	Providing sub-transfer agency and shareholder servicing to contract owners.

•	Promoting, including and/or retaining the fund’s investment portfolios as underlying investment options in the contracts.

•	Advertising, printing and mailing sales literature, and printing and distributing prospectuses and reports.

•	Furnishing personal services to contract owners, including education of contract owners, answering routine inquiries regarding a fund, maintaining accounts or providing such other services eligible for service fees as defined under the rules of the Financial Industry Regulatory Authority (FINRA).

•	Subaccounting, transaction processing, recordkeeping and administration.

 20  RIVERSOURCE INNOVATIONS SELECT VARIABLE ANNUITY — PROSPECTUS

•	Sources of revenue received from affiliated funds: The affiliated funds are managed by Columbia Management Investment Advisers or Columbia Wanger Asset Management. The sources of revenue we receive from these affiliated funds, or from affiliates of these funds, may include, but are not necessarily limited to, the following:

•	Assets of the fund’s adviser and transfer agent or an affiliate. The revenue resulting from these sources may be based either on a percentage of average daily net assets of the fund or on the actual cost of certain services we provide with respect to the fund. We may receive this revenue either in the form of a cash payment or it may be allocated to us.

•	Compensation paid out of 12b-1 fees that are deducted from fund assets and disclosed in the “12b-1 fees” column of the “Annual Operating Expenses of the Funds” table.

•	Sources of revenue received from unaffiliated funds: The unaffiliated funds are not managed by an affiliate of ours. The sources of revenue we receive from these unaffiliated funds, or the funds’ affiliates, may include, but are not necessarily limited to, the following:

•	Assets of the fund’s adviser, subadviser, transfer agent or an affiliate of these and assets of the fund’s distributor or an affiliate. The revenue resulting from these sources usually is based on a percentage of average daily net assets of the fund but there may be other types of payment arrangements.

•	Compensation paid out of 12b-1 fees that are deducted from fund assets and disclosed in the “12b-1 fees” column of the “Annual Operating Expenses of the Funds” table.

RIVERSOURCE INNOVATIONS SELECT VARIABLE ANNUITY — PROSPECTUS 21

Unless the PN program is in effect, you may allocate purchase payments and transfers to any or all of the subaccounts of the variable account that invest in shares of the following funds:

	Available under	Available under
	contracts with	contracts with
	applications	applications
	signed on or after	signed prior to
Investing In	May 1, 2007	May 1, 2007	Investment Objective and Policies	Investment Adviser
AllianceBernstein VPS Balanced Wealth Strategy Portfolio (Class B)	N	Y	Seeks to maximize total return consistent with AllianceBernstein’s determination of reasonable risk.	AllianceBernstein L.P.

AllianceBernstein VPS Global Thematic Growth Portfolio (Class B)	Y	Y	Seeks long-term growth of capital.	AllianceBernstein L.P.

AllianceBernstein VPS Growth and Income Portfolio (Class B)	Y	Y	Seeks long-term growth of capital.	AllianceBernstein L.P.

AllianceBernstein VPS International Value Portfolio (Class B)	Y	Y	Seeks long-term growth of capital.	AllianceBernstein L.P.

American Century VP Inflation Protection, Class II	N	Y	Seeks long-term total return using a strategy that seeks to protect against U.S. inflation.	American Century Investment Management, Inc.

American Century VP International, Class II	N	Y	Seeks capital growth.	American Century Investment Management, Inc.

American Century VP Mid Cap Value, Class II	Y	Y	Seeks long-term capital growth. Income is a secondary objective.	American Century Investment Management, Inc.

American Century VP Ultra®, Class II	Y	Y	Seeks long-term capital growth.	American Century Investment Management, Inc.

American Century VP Value, Class II	Y	Y	Seeks long-term capital growth. Income is a secondary objective.	American Century Investment Management, Inc.

ClearBridge Variable Small Cap Growth Portfolio – Class I (previously Legg Mason ClearBridge – Variable Small Cap Growth Portfolio – Class I)	Y	Y	Seeks long-term growth of capital.	Legg Mason Partners Fund Advisor, LLC, adviser; Western Asset Management Company & Western Asset Management Company Limited, subadviser.

Columbia Variable Portfolio – Cash Management Fund (Class 3)	Y	Y	Seeks maximum current income consistent with liquidity and stability of principal.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Diversified Bond Fund (Class 3)	Y	Y	Seeks high level of current income while attempting to conserve the value of the investment for the longest period of time.	Columbia Management Investment Advisers, LLC

 22  RIVERSOURCE INNOVATIONS SELECT VARIABLE ANNUITY — PROSPECTUS

	Available under	Available under
	contracts with	contracts with
	applications	applications
	signed on or after	signed prior to
Investing In	May 1, 2007	May 1, 2007	Investment Objective and Policies	Investment Adviser
Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3) (previously Columbia Variable Portfolio – Diversified Equity Income Fund (Class 3))	Y	Y	Seeks high level of current income and, as a secondary goal, steady growth of capital.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Emerging Markets Fund (Class 3) (previously Columbia Variable Portfolio – Emerging Markets Opportunity Fund (Class 3))	Y	Y	Seeks long-term capital growth.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – High Yield Bond Fund (Class 3)	Y	Y	Seeks high current income, with capital growth as a secondary objective.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Income Opportunities Fund (Class 2)	Y	Y	Seeks high total return through current income and capital appreciation.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Income Opportunities Fund (Class 3)	Y	Y	Seeks high total return through current income and capital appreciation.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – International Opportunity Fund (Class 3)	Y	Y	Seeks capital appreciation.	Columbia Management Investment Advisers, LLC, adviser; Threadneedle International Limited, an indirect wholly-owned subsidiary of Ameriprise Financial, sub-adviser.

Columbia Variable Portfolio – Large Cap Growth Fund (Class 3)	Y	Y	Seeks long-term capital growth.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3) (previously Columbia Variable Portfolio – Dynamic Equity Fund (Class 3))	Y	Y	Seeks capital appreciation.	Columbia Management Investment Advisers, LLC

RIVERSOURCE INNOVATIONS SELECT VARIABLE ANNUITY — PROSPECTUS 23

	Available under	Available under
	contracts with	contracts with
	applications	applications
	signed on or after	signed prior to
Investing In	May 1, 2007	May 1, 2007	Investment Objective and Policies	Investment Adviser
Columbia Variable Portfolio – Marsico Growth Fund (Class 1)	Y	Y	Seeks long-term growth of capital.	Columbia Management Investment Advisers, LLC, adviser; Marsico Capital Management, LLC, subadviser.

Columbia Variable Portfolio – Marsico International Opportunities Fund (Class 2)	Y	Y	Seeks long-term growth of capital.	Columbia Management Investment Advisers, LLC, adviser; Marsico Capital Management, LLC, subadviser.

Columbia Variable Portfolio – Mid Cap Growth Opportunity Fund (Class 3)	N	Y	Seeks growth of capital.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Mid Cap Value Opportunity Fund (Class 3)	Y	Y	Seeks long-term growth of capital.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – S&P 500 Index Fund (Class 3)	Y	Y	Seeks long-term capital appreciation.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Select Large-Cap Value Fund (Class 3)	N	Y	Seeks long-term growth of capital.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Small Cap Value Fund (Class 2)	Y	Y	Seeks long-term capital appreciation.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 3) (previously Columbia Variable Portfolio – Short Duration U.S. Government Fund (Class 3))	Y	Y	Seeks high level of current income and safety of principal consistent with investment in U.S. government and government agency securities.	Columbia Management Investment Advisers, LLC

Credit Suisse Trust – Commodity Return Strategy Portfolio	Y	Y	The fund is designed to achieve positive total return relative to the performance of the Dow Jones-UBS Commodity Index Total Return (“DJ-UBS”).	Credit Suisse Asset Management, LLC

Dreyfus Investment Portfolios MidCap Stock Portfolio, Service Shares	N	Y	Seeks investment results that are greater than the total return performance of publicly traded common stocks of medium-size domestic companies in the aggregate, as represented by the Standard & Poor’s MidCap 400 Index.	The Dreyfus Corporation

 24  RIVERSOURCE INNOVATIONS SELECT VARIABLE ANNUITY — PROSPECTUS

	Available under	Available under
	contracts with	contracts with
	applications	applications
	signed on or after	signed prior to
Investing In	May 1, 2007	May 1, 2007	Investment Objective and Policies	Investment Adviser
Dreyfus Investment Portfolios Technology Growth Portfolio, Service Shares	N	Y	Seeks capital appreciation.	The Dreyfus Corporation

Dreyfus Variable Investment Fund Appreciation Portfolio, Service Shares	N	Y	Seeks long-term capital growth consistent with the preservation of capital.	The Dreyfus Corporation, adviser; Fayez Sarofim & Co., sub-adviser.

Dreyfus Variable Investment Fund International Equity Portfolio, Service Shares	Y	Y	Seeks capital growth.	The Dreyfus Corporation, adviser; Newton Capital Management Limited, sub-adviser

Dreyfus Variable Investment Fund International Value Portfolio, Service Shares	Y	Y	Seeks long-term capital growth.	The Dreyfus Corporation

Eaton Vance VT Floating-Rate Income Fund	Y	Y	Seeks high level of current income.	Eaton Vance Management

Fidelity® VIP Contrafund® Portfolio Service Class 2	Y	Y	Seeks long-term capital appreciation. Normally invests primarily in common stocks. Invests in securities of companies whose value it believes is not fully recognized by the public. Invests in either “growth” stocks or “value” stocks or both. The fund invests in domestic and foreign issuers.	Fidelity Management & Research Company (FMR) is the fund’s manager. FMR Co., Inc. (FMRC) and other investment advisers serve as sub-advisers for the fund.

Fidelity® VIP Growth Portfolio Service Class 2	N	Y	Seeks to achieve capital appreciation. Normally invests primarily in common stocks. Invests in companies that it believes have above-average growth potential (stocks of these companies are often called “growth” stocks). The Fund invests in domestic and foreign issuers.	FMR and FMRC

Fidelity® VIP Investment Grade Bond Portfolio Service Class 2	Y	Y	Seeks as high level of current income as is consistent with the preservation of capital. Normally invests at least 80% of assets in investment-grade debt securities (those of medium and high quality) of all types and repurchase agreements for those securities.	FMR and FIMM

RIVERSOURCE INNOVATIONS SELECT VARIABLE ANNUITY — PROSPECTUS 25

	Available under	Available under
	contracts with	contracts with
	applications	applications
	signed on or after	signed prior to
Investing In	May 1, 2007	May 1, 2007	Investment Objective and Policies	Investment Adviser
Fidelity® VIP Mid Cap Portfolio Service Class 2	Y	Y	Seeks long-term growth of capital. Normally invests primarily in common stocks. Normally invests at least 80% of assets in securities of companies with medium market capitalizations. May invest in companies with smaller or larger market capitalizations. Invests in domestic and foreign issuers. The Fund invests in either “growth” or “value” common stocks or both.	FMR and FMRC

Fidelity® VIP Overseas Portfolio Service Class 2	Y	Y	Seeks long-term growth of capital. Normally invests primarily in common stocks allocating investments across different countries and regions. Normally invests at least 80% of assets in non-U.S. securities.	FMR and FMRC

FTVIPT Franklin Income Securities Fund – Class 2	Y	Y	Seeks to maximize income while maintaining prospects for capital appreciation. Under normal market conditions, the fund invests in both equity and debt securities.	Franklin Advisers, Inc. adviser; Templeton Investment Counsel, LLC, subadviser.

FTVIPT Franklin Rising Dividends Securities Fund – Class 2	N	Y	Seeks long-term capital appreciation, with preservation of capital as an important consideration. Under normal market conditions, the fund invests at least 80% of its net assets in equity securities of companies that have paid rising dividends.	Franklin Advisory Services, LLC

FTVIPT Franklin Small-Mid Cap Growth Securities Fund – Class 2	N	Y	Seeks long-term capital growth. Under normal market conditions, the fund invests at least 80% of its net assets in investments of small capitalization and mid capitalization companies.	Franklin Advisers, Inc.

 26  RIVERSOURCE INNOVATIONS SELECT VARIABLE ANNUITY — PROSPECTUS

	Available under	Available under
	contracts with	contracts with
	applications	applications
	signed on or after	signed prior to
Investing In	May 1, 2007	May 1, 2007	Investment Objective and Policies	Investment Adviser
FTVIPT Mutual Shares Securities Fund – Class 2	N	Y	Seeks capital appreciation, with income as a secondary goal. Under normal market conditions, the fund invests primarily in U.S. and foreign equity securities that the investment manager believes are undervalued.	Franklin Mutual Advisers, LLC

FTVIPT Templeton Global Bond Securities Fund – Class 2	Y	Y	Seeks high current income, consistent with preservation of capital, with capital appreciation as a secondary consideration. Under normal market conditions, the fund invests at least 80% of its net assets in bonds, which include debt securities of any maturity, such as bonds, notes, bills and debentures.	Franklin Advisers, Inc.

FTVIPT Templeton Growth Securities Fund – Class 2	Y	Y	Seeks long-term capital growth. Under normal market conditions, the fund invests predominantly in equity securities of companies located anywhere in the world, including those in the U.S. and emerging markets.	Templeton Global Advisors Limited

Goldman Sachs VIT Mid Cap Value Fund – Institutional Shares	Y	Y	Seeks long-term capital appreciation.	Goldman Sachs Asset Management, L.P.

Goldman Sachs VIT Structured U.S. Equity Fund – Institutional Shares	Y	Y	Seeks long-term growth of capital.	Goldman Sachs Asset Management, L.P.

Invesco V.I. American Franchise Fund, Series II Shares (previously Invesco Van Kampen V.I. – American Franchise Fund, Series II Shares)	Y	Y	Seeks capital growth.	Invesco Advisers, Inc.

Invesco V.I. Comstock Fund, Series II Shares (previously Invesco Van Kampen V.I. – Comstock Fund, Series II Shares)	Y	Y	Seeks capital growth and income through investments in equity securities, including common stocks, preferred stocks and securities convertible into common and preferred stocks.	Invesco Advisers, Inc.

RIVERSOURCE INNOVATIONS SELECT VARIABLE ANNUITY — PROSPECTUS 27

	Available under	Available under
	contracts with	contracts with
	applications	applications
	signed on or after	signed prior to
Investing In	May 1, 2007	May 1, 2007	Investment Objective and Policies	Investment Adviser
Invesco V.I. Global Health Care Fund, Series II Shares	Y	Y	Seeks long-term growth of capital.	Invesco Advisers, Inc.

Invesco V.I. International Growth Fund, Series II Shares	Y	Y	Seeks long-term growth of capital.	Invesco Advisers, Inc.

Invesco V.I. Mid Cap Core Equity Fund, Series II Shares	N	Y	Seeks long-term growth of capital.	Invesco Advisers, Inc.

Invesco V.I. Mid Cap Growth Fund, Series II Shares (previously Invesco Van Kampen V.I. – Mid Cap Growth Fund, Series II Shares)	Y	Y	Seeks capital growth.	Invesco Advisers, Inc.

Invesco V.I. Value Opportunities Fund, Series II Shares (previously Invesco Van Kampen V.I. – Value Opportunities Fund, Series II Shares)	N	Y	Seeks long-term growth of capital.	Invesco Advisers, Inc.

Janus Aspen Series Janus Portfolio: Service Shares	Y	Y	Seeks long-term growth of capital.	Janus Capital Management LLC

MFS® Investors Growth Stock Series – Service Class	N	Y	Seeks capital appreciation.	MFS® Investment Management

MFS® New Discovery Series – Service Class	N	Y	Seeks capital appreciation.	MFS® Investment Management

MFS® Total Return Series – Service Class	Y	Y	Seeks total return.	MFS® Investment Management

MFS® Utilities Series – Service Class	Y	Y	Seeks total return.	MFS® Investment Management

Morgan Stanley UIF Global Real Estate Portfolio, Class II Shares	Y	Y	Seeks to provide current income and capital appreciation.	Morgan Stanley Investment Management Inc., adviser; Morgan Stanley Investment Management Limited and Morgan Stanley Investment Management Company, subadvisers.

Morgan Stanley UIF Mid Cap Growth Portfolio, Class II Shares	Y	Y	Seeks long-term capital growth by investing primarily in common stocks and other equity securities.	Morgan Stanley Investment Management Inc.

 28  RIVERSOURCE INNOVATIONS SELECT VARIABLE ANNUITY — PROSPECTUS

	Available under	Available under
	contracts with	contracts with
	applications	applications
	signed on or after	signed prior to
Investing In	May 1, 2007	May 1, 2007	Investment Objective and Policies	Investment Adviser
Morgan Stanley UIF U.S. Real Estate Portfolio, Class II Shares	N	Y	Seeks to provide above average current income and long-term capital appreciation by investing primarily in equity securities of companies in the U.S. real estate industry, including real estate investment trusts.	Morgan Stanley Investment Management Inc.

Oppenheimer Capital Appreciation Fund/VA, Service Shares	Y	Y	Seeks capital appreciation by investing in securities of well-known, established companies.	OFI Global Asset Management, Inc., adviser; OppenheimerFunds, Inc., sub-adviser.

Oppenheimer Global Fund/VA, Service Shares (previously Oppenheimer Global Securities Fund/VA, Service Shares)	Y	Y	Seeks long-term capital appreciation by investing a substantial portion of its assets in securities of foreign issuers, “growth-type” companies, cyclical industries and special situations that are considered to have appreciation possibilities.	OFI Global Asset Management, Inc., adviser; OppenheimerFunds, Inc., sub-adviser.

Oppenheimer Global Strategic Income Fund/VA, Service Shares	Y	Y	Seeks a high level of current income principally derived from interest on debt securities.	OFI Global Asset Management, Inc., adviser; OppenheimerFunds, Inc., sub-adviser.

Oppenheimer Main Street Small Cap Fund®/VA, Service Shares (previously Oppenheimer Main Street Small- & Mid-Cap Fund®/VA, Service Shares)	Y	Y	Seeks capital appreciation.	OFI Global Asset Management, Inc., adviser; OppenheimerFunds, Inc., sub-adviser.

PIMCO VIT All Asset Portfolio, Advisor Class	Y	Y	Seeks maximum real return consistent with preservation of real capital and prudent investment management.	Pacific Investment Management Company LLC (PIMCO)

Putnam VT Global Health Care Fund – Class IB Shares	N	Y	Seeks capital appreciation.	Putnam Investment Management, LLC, adviser; Putnam Advisory Company, LLC, sub-adviser; and Putnam Investments Limited

Putnam VT International Equity Fund – Class IB Shares	N	Y	Seeks capital appreciation.	Putnam Investment Management, LLC, adviser; Putnam Advisory Company, LLC, sub-adviser; and Putnam Investments Limited

RIVERSOURCE INNOVATIONS SELECT VARIABLE ANNUITY — PROSPECTUS 29

	Available under	Available under
	contracts with	contracts with
	applications	applications
	signed on or after	signed prior to
Investing In	May 1, 2007	May 1, 2007	Investment Objective and Policies	Investment Adviser
Putnam VT Multi-Cap Growth Fund – Class IB Shares	N	Y	Seeks long-term capital appreciation.	Putnam Investment Management, LLC

Putnam VT Small Cap Value Fund – Class IB Shares	N	Y	Seeks capital appreciation.	Putnam Investment Management, LLC

Variable Portfolio – Aggressive Portfolio (Class 2)	Y	N	Seeks high level of total return that is consistent with an aggressive level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in underlying funds that invest in equity securities and also invests a small amount in underlying funds that invest in fixed income securities.	Columbia Management Investment Advisers, LLC

Variable Portfolio – Aggressive Portfolio (Class 4)	Y	N	Seeks high level of total return that is consistent with an aggressive level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in underlying funds that invest in equity securities and also invests a small amount in underlying funds that invest in fixed income securities.	Columbia Management Investment Advisers, LLC

Variable Portfolio – BlackRock Global Inflation-Protected Securities Fund (Class 3) (previously Columbia Variable Portfolio – Global Inflation Protected Securities Fund (Class 3))	Y	Y	Non-diversified fund that seeks total return that exceeds the rate of inflation over the long term.	Columbia Management Investment Advisers, LLC, adviser; BlackRock Financial Management, Inc., subadviser.

 30  RIVERSOURCE INNOVATIONS SELECT VARIABLE ANNUITY — PROSPECTUS

	Available under	Available under
	contracts with	contracts with
	applications	applications
	signed on or after	signed prior to
Investing In	May 1, 2007	May 1, 2007	Investment Objective and Policies	Investment Adviser
Variable Portfolio – Conservative Portfolio (Class 2)	Y	N	Seeks high level of total return that is consistent with a conservative level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in underlying funds that invest in fixed income securities.	Columbia Management Investment Advisers, LLC

Variable Portfolio – Conservative Portfolio (Class 4)	Y	N	Seeks high level of total return that is consistent with a conservative level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in underlying funds that invest in fixed income securities.	Columbia Management Investment Advisers, LLC

Variable Portfolio – Moderate Portfolio (Class 2)	Y	N	Seeks high level of total return that is consistent with a moderate level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in a balance of underlying funds that invest in fixed income securities and underlying funds that invest in equity securities.	Columbia Management Investment Advisers, LLC

Variable Portfolio – Moderate Portfolio (Class 4)	Y	N	Seeks high level of total return that is consistent with a moderate level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in a balance of underlying funds that invest in fixed income securities and underlying funds that invest in equity securities.	Columbia Management Investment Advisers, LLC

RIVERSOURCE INNOVATIONS SELECT VARIABLE ANNUITY — PROSPECTUS 31

	Available under	Available under
	contracts with	contracts with
	applications	applications
	signed on or after	signed prior to
Investing In	May 1, 2007	May 1, 2007	Investment Objective and Policies	Investment Adviser
Variable Portfolio – Moderately Aggressive Portfolio (Class 2)	Y	N	Seeks high level of total return that is consistent with a moderately aggressive level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in underlying funds that invest in equity securities and also invests a moderate amount in underlying funds that invest in fixed income securities.	Columbia Management Investment Advisers, LLC

Variable Portfolio – Moderately Aggressive Portfolio (Class 4)	Y	N	Seeks high level of total return that is consistent with a moderately aggressive level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in underlying funds that invest in equity securities and also invests a moderate amount in underlying funds that invest in fixed income securities.	Columbia Management Investment Advisers, LLC

Variable Portfolio – Moderately Conservative Portfolio (Class 2)	Y	N	Seeks high level of total return that is consistent with a moderately conservative level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in underlying funds that invest in fixed income securities and also invests a moderate amount in underlying funds that invest in equity securities.	Columbia Management Investment Advisers, LLC

 32  RIVERSOURCE INNOVATIONS SELECT VARIABLE ANNUITY — PROSPECTUS

	Available under	Available under
	contracts with	contracts with
	applications	applications
	signed on or after	signed prior to
Investing In	May 1, 2007	May 1, 2007	Investment Objective and Policies	Investment Adviser
Variable Portfolio – Moderately Conservative Portfolio (Class 4)	Y	N	Seeks high level of total return that is consistent with a moderately conservative level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in underlying funds that invest in fixed income securities and also invests a moderate amount in underlying funds that invest in equity securities.	Columbia Management Investment Advisers, LLC

Variable Portfolio – Partners Small Cap Value Fund (Class 3)	Y	Y	Seeks long-term capital appreciation.	Columbia Management Investment Advisers, LLC, adviser; Barrow, Hanley, Mewhinney & Strauss, Inc., Denver Investment Advisors LLC, Donald Smith & Co., Inc., River Road Asset Management, LLC and Turner Investment Partners, Inc., subadvisers.

Variable Portfolio – Sit Dividend Growth Fund (Class 3) (previously Variable Portfolio – Davis New York Venture Fund (Class 3))	Y	Y	Seeks long-term capital growth.	Columbia Management Investment Advisers, LLC, adviser; Sit Investment Associates, Inc., subadviser.

Variable Portfolio – Victory Established Value Fund (Class 3) (previously Variable Portfolio – Goldman Sachs Mid Cap Value Fund (Class 3))	Y	Y	Seeks long-term growth of capital.	Columbia Management Investment Advisers, LLC, adviser; Victory Capital Management, Inc., subadviser.

Wanger International	Y	Y	Seeks long-term capital appreciation.	Columbia Wanger Asset Management, LLC

Wanger USA	Y	Y	Seeks long-term capital appreciation.	Columbia Wanger Asset Management, LLC

Guarantee Period Accounts (GPAs)

The GPAs may not be available for contracts in some states.

Currently, unless the PN program is in effect, you may allocate purchase payments to one or more of the GPAs with guarantee periods declared by us. These periods of time vary by state. The required minimum investment in each GPA is $1,000. (Exception: if a PN program model portfolio includes one or more GPAs, the required minimum investment does not apply.) These accounts are not offered after the annuitization start date.

RIVERSOURCE INNOVATIONS SELECT VARIABLE ANNUITY — PROSPECTUS 33

Each GPA pays an interest rate that is declared when you make an allocation to that account. That interest rate is then fixed for the guarantee period that you chose. We will periodically change the declared interest rate for any future allocations to these accounts, but we will not change the rate paid on contract value currently in a GPA.

The interest rates that we will declare as guaranteed rates in the future are determined by us at our discretion (future rates). We will determine future rates based on various factors including, but not limited to, the interest rate environment, returns we earn on investments in the nonunitized separate account we have established for the GPAs, the rates currently in effect for new and existing RiverSource Life annuities, product design, competition and RiverSource Life’s revenues and other expenses. We cannot predict nor can we guarantee what future rates will be.

We hold amounts you allocate to the GPAs in a “nonunitized” separate account. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the GPAs. State insurance law prohibits us from charging this separate account with liabilities of any other separate account or of our general business. We own the assets of this separate account as well as any favorable investment performance of those assets. You do not participate in the performance of the assets held in this separate account. We guarantee all benefits relating to your value in the GPAs. This guarantee is based on the continued claims-paying ability of the company’s general account. You should be aware that our general account is exposed to the risks normally associated with a portfolio of fixed-income securities, including interest rate, option, liquidity and credit risk. You should also be aware that we issue other types of insurance and financial products as well, and we also pay our obligations under these products from assets in our general account. Our general account is not segregated or insulated from the claims of our creditors. The financial statements contained in the SAI include a further discussion of the risks inherent within the investments of the general account.

We intend to construct and manage the investment portfolio relating to the separate account in such a way as to minimize the impact of fluctuations by interest rates. We seek to achieve this by constructing a portfolio of assets with a price sensitivity to interest rate changes (i.e., price duration) that is similar to the price duration of the corresponding portfolio of liabilities.

We must invest this portfolio of assets in accordance with requirements established by applicable state laws regarding the nature and quality of investments that life insurance companies may make and the percentage of their assets that they may commit to any particular type of investment. Our investment strategy will incorporate the use of a variety of debt instruments having price durations tending to match the applicable guarantee periods. These instruments include, but are not necessarily limited to, the following:

•	Securities issued by the U.S. government or its agencies or instrumentalities, which issues may or may not be guaranteed by the U.S. government;

•	Debt securities that have an investment grade, at the time of purchase, within the four highest grades assigned by any of three nationally recognized rating agencies — Standard & Poor’s, Moody’s Investors Service or Fitch — or are rated in the two highest grades by the National Association of Insurance Commissioners;

•	Other debt instruments which are unrated or rated below investment grade, limited to 10% of assets at the time of purchase; and

•	Real estate mortgages, limited to 45% of portfolio assets at the time of acquisition.

In addition, options and futures contracts on fixed income securities will be used from time to time to achieve and maintain appropriate investment and liquidity characteristics on the overall asset portfolio.

While this information generally describes our investment strategy, we are not obligated to follow any particular strategy except as may be required by federal law and Indiana and other state insurance laws.

MARKET VALUE ADJUSTMENT (MVA)
We will not apply an MVA to contract value you transfer or surrender out of the GPAs within 30 days before the end of the guarantee period. During this 30 day window, you may choose to start a new guarantee period of the same length, transfer the contract value from the specified GPA to a GPA of another length, transfer the contract value from the specified GPA to any of the subaccounts, the regular fixed account (Current Contract) or the one-year fixed account (Original Contract), or surrender the value from the specified GPA (all subject to applicable surrender and transfer provisions). If we do not receive any instructions by the end of your guarantee period, our current practice is to automatically transfer the contract value from the specified GPA into the shortest GPA term offered in your state. If no GPAs are offered, we will transfer the value to the regular fixed account (Current Contract) or the one-year fixed account (Original Contract), if available. If the regular fixed account (Current Contract) or the one-year fixed account (Original Contract) is not available, we will transfer the value to the money market or cash management variable subaccount we designate.

We guarantee the contract value allocated to the GPAs, including the interest credited, if you do not make any transfers or surrenders from the GPAs prior to 30 days before the end of the guarantee period (30-day rule). At all other times, and unless one of the exceptions to the 30-day rule described below applies, we will apply an MVA if you surrender or transfer contract

 34  RIVERSOURCE INNOVATIONS SELECT VARIABLE ANNUITY — PROSPECTUS

value from a GPA including surrenders under the SecureSource series of riders, the Guarantor Withdrawal Benefit for Life rider or the Guarantor Withdrawal Benefit, or you elect an annuity payout plan while you have contract value invested in a GPA. We will refer to these transactions as “early surrenders.” The application of an MVA may result in either a gain or loss of principal.

For the Current Contract, the 30-day rule does not apply and no MVA will apply to:

•	amounts surrendered under contract provisions that waive surrender charges for Hospital or Nursing Home Confinement and Terminal Illness Disability Diagnosis;

•	amounts transferred automatically under the PN program; and

•	amounts deducted for fees and charges.

Amounts we pay as death claims will not be reduced by any MVA.

For the Original Contract, the 30-day rule does not apply and no MVA will apply to:

•	transfers from a one-year GPA occurring under an automated dollar-cost averaging program or interest sweep strategy;

•	automatic rebalancing under any PN program model portfolio we offer which contains one or more GPAs. However, an MVA may apply if you transfer to a new PN program investment option;

•	amounts applied to an annuity payout plan while a PN program model portfolio containing one or more GPAs is in effect;

•	amounts deducted for fees and charges; or

•	amounts we pay as death claims.

When you request an early surrender, we adjust the early surrender amount by an MVA formula. The early surrender amount reflects the relationship between the guaranteed interest rate you are earning in your current GPA and the interest rate we are crediting on new GPAs that end at the same time as your current GPA.

The MVA is sensitive to changes in current interest rates. The magnitude of any applicable MVA will depend on our current schedule of guaranteed interest rates at the time of the early surrender, the time remaining in your guarantee period and your guaranteed interest rate. The MVA is negative, zero or positive depending on how the guaranteed interest rate on your GPA compares to the interest rate of a new GPA for the same number of years as the guarantee period remaining on your GPA. This is summarized in the following table:

If your GPA rate is:	The MVA is:

Less than the new GPA rate + 0.10%	Negative

Equal to the new GPA rate + 0.10%	Zero

Greater than the new GPA rate + 0.10%	Positive

For examples, see Appendix A.

The Fixed Account

Amounts allocated to the fixed account become part of our general account. For the Current Contract, the fixed account includes the regular fixed account and the Special DCA fixed account. For the Original Contract, the fixed account includes the one-year fixed account and the DCA fixed account. We credit interest on amounts you allocate to the fixed account at rates we determine from time to time in our discretion. These rates will be based on various factors including, but not limited to, the interest rate environment, returns we earn on our general account investments, the rates currently in effect for new and existing RiverSource Life annuities, product design, competition, and RiverSource Life’s revenues and expenses. The guaranteed minimum interest rate on amounts invested in the fixed account may vary by state but will not be lower than state law allows. We back the principal and interest guarantees relating to the fixed account. These guarantees are based on the continued claims-paying ability of RiverSource Life. You should be aware that our general account is exposed to the risks normally associated with a portfolio of fixed-income securities, including interest rate, option, liquidity and credit risk. You should also be aware that we issue other types of insurance and financial products as well, and we also pay our obligations under these products from assets in our general account. Our general account is not segregated or insulated from the claims of our creditors. The financial statements contained in the SAI include a further discussion of the risks inherent within the investments of the general account.

The fixed account is not required to be registered with the SEC. The SEC staff does not review the disclosures in this prospectus on the fixed account, however, disclosures regarding the fixed account may be subject to certain generally applicable provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

RIVERSOURCE INNOVATIONS SELECT VARIABLE ANNUITY — PROSPECTUS 35

Current Contract:
(applications signed on or after Nov. 30, 2009, subject to state availability)

THE REGULAR FIXED ACCOUNT
Unless the PN program we offer is in effect, you may allocate purchase payments or transfer contract value to the regular fixed account. The value of the regular fixed account increases as we credit interest to the regular fixed account. We credit and compound interest daily based on a 365-day year (366 in a leap year) so as to produce the annual effective rate which we declare. The interest rate we apply to each purchase payment or transfer to the regular fixed account is guaranteed for one year. Thereafter, we will change the rates from time to time at our discretion, but your interest rate for each purchase payment or transfer will never change more frequently than annually. There are restrictions on transfers from this account and may be restrictions on the amount you can allocate to this account (see “Making the Most of Your Contract — Transfer policies”).

THE SPECIAL DCA FIXED ACCOUNT
You may allocate purchase payments to the Special DCA fixed account. You may not transfer contract value to the Special DCA fixed account.

You may allocate your entire initial purchase payment to the Special DCA fixed account for a term of six or twelve months. We reserve the right to offer shorter or longer terms for the Special DCA fixed account.

In accordance with your investment instructions, we transfer a pro rata amount from the Special DCA fixed account to the subaccounts or PN program investment option you select monthly so that, at the end of the Special DCA fixed account term, the balance of the Special DCA fixed account is zero. The first Special DCA monthly transfer occurs one day after we receive your payment. You may not use the regular fixed account or any GPA as a destination for the Special DCA monthly transfer. (Exception: if a PN program is in effect, and the PN program investment option you selected, if applicable, includes the regular fixed account or any GPA, amounts will be transferred from the Special DCA fixed account to the regular fixed account or GPA according to the allocation percentage established for the PN program investment option you have selected.)

The value of the Special DCA fixed account increases when we credit interest to the Special DCA fixed account, and decreases when we make monthly transfers from the Special DCA fixed account. When you allocate a purchase payment to the Special DCA fixed account, the interest rates applicable to that purchase payment will be the rates in effect for the Special DCA fixed account term you choose on the date we receive your purchase payment. The applicable interest rate is guaranteed for the length of the term for the Special DCA fixed account term you choose. We credit and compound interest daily based on a 365-day year (366 in a leap year) so as to produce the annual effective rate which we declare. We credit interest only on the declining balance of the Special DCA fixed account; we do not credit interest on amounts that have been transferred from the Special DCA fixed account. As a result, the net effective interest rates we credit will be less than the declared annual effective rates. Generally, we will credit the Special DCA fixed account with interest at the same annual effective rate we apply to the regular fixed account on the date we receive your purchase payment, regardless of the length of the term you select. From time to time, we may credit interest to the Special DCA fixed account at promotional rates that are higher than those we credit to the regular fixed account. We reserve the right to declare different annual effective rates:

•	for the Special DCA fixed account and the regular fixed account; and

•	for the Special DCA fixed accounts with terms of differing length.

Alternatively, you may allocate your initial purchase payment to any combination of the following which equals one hundred percent of the amount you invest:

•	the Special DCA fixed account for a six month term;

•	the Special DCA fixed account for a twelve month term;

•	the PN program investment option in effect;

•	if no PN program investment option is in effect, to the regular fixed account, the GPAs and/or the subaccounts, subject to investment minimums and other restrictions we may impose on investments in the regular account and the GPAs.

Once you establish a Special DCA fixed account, you cannot allocate additional purchase payments to it. However, you may establish another Special DCA fixed account and allocate new purchase payments to it.

If you participate in a PN program and you change to a different PN program investment option while a Special DCA fixed account term is in progress, we will allocate transfers from the Special DCA fixed account to your newly-elected PN program investment option.

If your contract permits, and you discontinue your participation in a PN program investment option while a Special DCA fixed account term is in progress, we will allocate transfers from your Special DCA fixed account for the remainder of the term to the subaccounts in accordance with your current Special DCA fixed account allocation instructions. If your current Special

 36  RIVERSOURCE INNOVATIONS SELECT VARIABLE ANNUITY — PROSPECTUS

DCA fixed account allocation instructions include a fund to which allocations are restricted and you do not provide new instructions, we will transfer prorated amounts to the valid portion of your allocation instruction.

You may discontinue any Special DCA fixed account before the end of its term by giving us notice. If you do so, we will transfer the remaining balance of the Special DCA fixed account to the PN program investment option in effect, or if no PN program investment option is in effect, in accordance with your investment instructions to us to the regular fixed account, the GPAs and/or the subaccounts, subject to investment minimums and other restrictions we may impose on investments in the regular fixed account and the GPAs, including but not limited to, any limitations described in this prospectus on transfers (see “Transfer policies”).

Dollar-cost averaging from the Special DCA fixed account does not guarantee that any subaccount will gain in value nor will it protect against a decline in value if market prices fall. For a discussion of how dollar-cost averaging works, see “Making the Most of your Contract — Automated Dollar-Cost Averaging.”

Original Contract:
(applications signed prior to Nov. 30, 2009 or in states where the Current Contract is not available)

ONE-YEAR FIXED ACCOUNT
Unless the PN program we offer is in effect, you may allocate purchase payments or transfer contract value to the one-year fixed account. The value of the one-year fixed account increases as we credit interest to the one-year fixed account. We credit and compound interest daily based on a 365-day year (366 in a leap year) so as to produce the annual effective rate which we declare. We credit the one-year fixed account with the current guaranteed annual rate that is in effect on the date we receive your purchase payment or you transfer contract value to the one-year fixed account. The interest rate we apply to each purchase payment or transfer to the one-year fixed account is guaranteed for one year. There are restrictions on the amount you can allocate to the one-year fixed account as well as on transfers from this account (see “Making the Most of Your Contract — Transfer policies”).

DCA FIXED ACCOUNT (Applies to contracts with applications signed on or after May 1, 2006 and if available in your state)
You may allocate purchase payments to the DCA fixed account. You may not transfer contract value to the DCA fixed account.

You may allocate your entire initial purchase payment to the DCA fixed account for a term of six or twelve months. We reserve the right to offer shorter or longer terms for the DCA fixed account.

In accordance with your investment instructions, we transfer a pro rata amount from the DCA fixed account to your investment allocations monthly so that, at the end of the DCA fixed account term, the balance of the DCA fixed account is zero. The first DCA monthly transfer occurs one day after we receive your payment.

The value of the DCA fixed account increases when we credit interest to the DCA fixed account, and decreases when we make monthly transfers from the DCA fixed account. When you allocate a purchase payment to the DCA fixed account, the interest rates applicable to that purchase payment will be the rates in effect for the DCA fixed account term you choose on the date we receive your purchase payment. The applicable interest rate is guaranteed for the length of the term for the DCA fixed account term you choose. We credit and compound interest daily based on a 365-day year (366 in a leap year) so as to produce the annual effective rate which we declare. We credit interest only on the declining balance of the DCA fixed account; we do not credit interest on amounts that have been transferred from the DCA fixed account. As a result, the net effective interest rates we credit will be less than the declared annual effective rates. Generally, we will credit the DCA fixed account with interest at the same annual effective rate we apply to the one-year fixed account on the date we receive your purchase payment, regardless of the length of the term you select. From time to time, we may credit interest to the DCA fixed account at promotional rates that are higher than those we credit to the one-year fixed account. We reserve the right to declare different annual effective rates:

•	for the DCA fixed account and the one-year fixed account;

•	for the DCA fixed accounts with terms of differing length;

•	for amounts in the DCA fixed account that are transferred to the one-year fixed account;

•	for amounts in the DCA fixed account that are transferred to the GPAs;

•	for amounts in the DCA fixed account that are transferred to the subaccounts.

Alternatively, you may allocate your initial purchase payment to any combination of the following which equals one hundred percent of the amount you invest:

•	the DCA fixed account for a six month term;

•	the DCA fixed account for a twelve month term;

RIVERSOURCE INNOVATIONS SELECT VARIABLE ANNUITY — PROSPECTUS 37

•	the PN program investment option in effect;

•	if no PN program investment option is in effect, to the one-year fixed account, the GPAs and/or the subaccounts, subject to investment minimums and other restrictions we may impose on investments in the one-year fixed account and the GPAs.

If you make a purchase payment while a DCA fixed account term is in progress, you may allocate your purchase payment among the following:

•	to the DCA fixed account term(s) then in effect. Amounts you allocate to an existing DCA fixed account term will be transferred out of the DCA fixed account over the remainder of the term. For example, if you allocate a new purchase payment to an existing DCA fixed account term of six months when only two months remains in the six month term, the amount you allocate will be transferred out of the DCA fixed account over the remaining two months of the term;

•	to the PN program investment option then in effect;

•	if no PN program investment option is in effect, then to the one-year fixed account, the GPAs and/or the subaccounts, subject to investment minimums and other restrictions we may impose on investments in the one-year fixed account and the GPAs.

If no DCA fixed account term is in progress when you make an additional purchase payment, you may allocate it according to the rules above for the allocation of your initial purchase payment.

If you participate in a PN program and you change to a different PN program investment option while a DCA fixed account term is in progress, we will allocate transfers from the DCA fixed account to your newly-elected PN program investment option.

If your contract permits, and you discontinue your participation in a PN program model portfolio or investment option while a DCA fixed account term is in progress, we will allocate transfers from the DCA fixed account for the remainder of the term in accordance with your investment instructions to us to the one-year fixed account, the GPAs and the subaccounts, subject to investment minimums and other restrictions we may impose on investments in the one-year fixed account and the GPAs, including but not limited to, any limitations described in this prospectus on transfers (see “Transfer policies”).

You may discontinue any DCA fixed account before the end of its term by giving us notice. If you do so, we will transfer the remaining balance of the DCA fixed account whose term you are ending to the PN program investment option in effect, or if no PN program investment option is in effect, in accordance with your investment instructions to us to the one-year fixed account, the GPAs and/or the subaccounts, subject to investment minimums and other restrictions we may impose on investments in the one-year fixed account and the GPAs, including but not limited to, any limitations described in this prospectus on transfers (see “Transfer policies”).

Dollar-cost averaging from the DCA fixed account does not guarantee that any subaccount will gain in value nor will it protect against a decline in value if market prices fall. For a discussion of how dollar-cost averaging works, see “Making the Most of your Contract — Automated Dollar-Cost Averaging.”

Buying Your Contract

New contracts are not currently being offered. We are required by law to obtain personal information from you which we will use to verify your identity. If you do not provide this information we reserve the right to refuse to issue your contract or take other steps we deem reasonable. As the owner, you have all rights and may receive all benefits under the contract. You may select a qualified or nonqualified annuity. You can own a nonqualified annuity in joint tenancy with rights of survivorship only in spousal situations. You cannot own a qualified annuity in joint tenancy. For the Current Contract, you can buy a contract if you are 85 or younger. For the Original Contract, you can buy a contract if you and the annuitant are age 85 or younger. (The age limit may be younger for qualified annuities in some states.)

When you applied, you could have selected:

Current Contract:
(applications signed on or after Nov. 30, 2009, subject to state availability)

•	GPAs, the regular fixed account, the Special DCA fixed account and/or subaccounts in which you want to invest;

•	how you want to make purchase payments;

•	a beneficiary;

•	the optional PN program(1); and

•	one of the following optional death benefits:

–	MAV Death Benefit;

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–	5% Accumulation Death Benefit; or

–	Enhanced Death Benefit.

•	one of the following additional optional death benefits:

–	Benefit Protector Death Benefit rider(2); or

–	Benefit Protector Plus Death Benefit rider(2).

In addition you could have also selected one of the following optional living benefits (all require the use of the PN program):

•	SecureSource Stages 2 riders;

•	SecureSource Stages riders; or

•	Accumulation Protector Benefit rider

The Current Contract provides for allocation of purchase payments to the GPAs, the regular fixed account, the Special DCA fixed account and/or the subaccounts of the variable account subject to the $1,000 required minimum investment for the GPAs. We currently allow you to allocate the total amount of purchase payment to the regular fixed account. We reserve the right to limit purchase payment allocations to the regular fixed account at any time on a non-discriminatory basis with notification, subject to state restrictions. You cannot allocate purchase payments to the fixed account for six months following a partial surrender from the fixed account, a lump sum transfer from the regular fixed account, or termination of automated transfers from the Special DCA fixed account prior to the end of the Special DCA fixed account term.

Original Contract:
(applications signed prior to Nov. 30, 2009 or in states where the Current Contract was not available)

•	GPAs, the one-year fixed account, the DCA fixed account if part of your contract, and/or subaccounts in which you want to invest;

•	how you want to make purchase payments;

•	a beneficiary;

•	the optional PN program(1); and

•	one of the following optional death benefits:

–	MAV Death Benefit;

–	5% Accumulation Death Benefit; or

–	Enhanced Death Benefit.

•	one of the following additional optional death benefits:

–	Benefit Protector Death Benefit rider(2); or

–	Benefit Protector Plus Death Benefit rider(2).

In addition, if available in your state, you could have also selected one of the following optional living benefits (all require the use of the PN program):

•	SecureSource 20 riders;

•	SecureSource riders (only available if SecureSource 20 is not approved in your state);

•	Accumulation Protector Benefit rider;

•	Guarantor Withdrawal Benefit for Life rider;

•	Guarantor Withdrawal Benefit rider;

•	Income Assurer Benefit – MAV rider;

•	Income Assurer Benefit – 5% Accumulation Benefit Base rider; or

•	Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base rider.

(1)	There is no additional charge for this feature.
(2)	Not available with 5% Accumulation or Enhanced Death Benefit.

The Original Contract provides for allocation of purchase payments to the GPAs, the one-year fixed account, the DCA fixed account (if part of your contract) and/or to the subaccounts of the variable account in even 1% increments subject to the $1,000 required minimum investment for the GPAs. The amount of any purchase payment allocated to the one-year fixed account in total cannot exceed 30% of the purchase payment. More than 30% of a purchase payment may be so allocated if you establish an automated dollar-cost averaging arrangement with respect to the purchase payment according to procedures currently in effect. We reserve the right to further limit purchase payment allocations to the one-year fixed account if the interest rate we are then crediting on new purchase payments allocated to the one-year fixed account is equal to the minimum interest rate stated in the contract.

RIVERSOURCE INNOVATIONS SELECT VARIABLE ANNUITY — PROSPECTUS 39

For both the Current Contract and the Original Contract:
We will credit additional purchase payments you make to your accounts on the valuation date we receive them. If we receive an additional purchase payment at our corporate office before the close of business, we will credit any portion of that payment allocated to the subaccounts using the accumulation unit value we calculate on the valuation date we received the payment. If we receive an additional purchase payment at our corporate office at or after the close of business, we will credit any portion of that payment allocated to the subaccounts using the accumulation unit value we calculate on the next valuation date after we received the payment.

You may make monthly payments to your contract under a Systematic Investment Plan (SIP). You must make an initial purchase payment of $10,000. Then, to begin the SIP, you will complete and send a form and your first SIP payment along with your application. There is no charge for SIP. You can stop your SIP payments at any time.

In most states, you may make additional purchase payments to nonqualified and qualified annuities until the annuitization start date.

THE ANNUITIZATION START DATE
Current Contract:
Annuity payouts begin on the annuitization start date. This means that the contract will be annuitized or converted to a stream of monthly payments. If your contract is annuitized, the contract goes into payout and only the annuity payout provisions continue. Unless annuity payout Plan E is selected, you will no longer have access to your contract value. This means that the death benefit and any optional benefits you have elected will end. When we process your application, we will establish the annuitization start date to be the maximum age (or contract anniversary if applicable). You also can change the annuitization start date, provided you send us written instructions at least 30 days before annuity payouts begin.

The annuitization start date must be:

•	no earlier than the 30th day after the contract’s effective date; and no later than

•	the owner’s 95th birthday or the tenth contract anniversary, if later,

•	or such other date as agreed to by us.

Six months prior to your annuitization start date, we will contact you with your options including the option to postpone your annuitization start date to a future date. You can also choose to delay the annuitization of your contract beyond age 95 indefinitely, to the extent allowed by applicable tax laws.

If you do not make an election, annuity payouts using the contract’s default option of annuity payout Plan B – Life with 10 years certain will begin on the annuitization start date and your monthly annuity payments will continue for as long as the annuitant lives. If the annuitant does not survive 10 years, beneficiaries will continue to receive payments until 10 years of payments have been made. Some distributors require annuitization by age 95. In that case, the option to continue to defer the annuitization start date after age 95 is not available.

If you own a qualified annuity (for example, an IRA) and tax laws require that you take distributions from your annuity prior to your new annuitization start date, your contract will not be automatically annuitized. However, if you choose, you can elect to request annuitization or take surrenders to meet your required minimum distributions.

Please see “SecureSource Stages 2 — Other Provisions” section regarding options under this rider at the annuitization start date.

Original Contract:
Annuity payouts begin on the annuitization start date. This means that the contract will be annuitized or converted to a stream of monthly payments and you will receive the first payment on the annuitization start date. The first annuity payment will be made as provided by the annuity payment plan you select. When we process your application, we will establish the annuitization start date to be the maximum age (or contract anniversary if applicable). You also can change the annuitization start date, provided you send us written instructions at least 30 days before annuity payouts begin.

The annuitization start date must be:

•	the annuitant’s 90th(1) birthday or the tenth contract anniversary, if purchased after age 80(1),

•	or such other date as agreed upon by us.

Prior to your annuitization start date, we will contact you with your options. If you do not make an election, your annuitization start date will be deferred.

For qualified annuities except Roth IRAs, to comply with IRS regulations, the annuitization start date generally must be:

•	for IRAs by April 1 of the year following the calendar year when the annuitant reaches age 70 1/2; or

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•	for all other qualified annuities, by April 1 of the year following the calendar year when the annuitant reaches age 70 1/2 or, if later, retires (except that 5% business owners may not select an annuitization start date that is later than April 1 of the year following the calendar year when they reach age 70 1/2).

If you satisfy your required minimum distributions in the form of partial surrenders from this contract, annuity payouts can start:

•	As late as the annuitant’s 90th(1) birthday or the tenth contract anniversary, if later, or a date that has been otherwise agreed to by us.

•	Contract owners of IRAs and TSAs may also be able to satisfy required minimum distributions using other IRAs or TSAs, and in that case, will delay the annuitization start date for these contracts.

(1)	Applies to contracts with applications signed on or after May 1, 2006, in most states. For all other contracts, the annuitization start date must be no later than the annuitant’s 85th birthday or the tenth contract anniversary, if purchased after age 75.

BENEFICIARY
We will pay to your named beneficiary the death benefit if it becomes payable while the contract is in force and before the annuitization start date. If there is more than one beneficiary, we will pay each beneficiary’s designated share when we receive their completed claim. A beneficiary will bear the investment risk of the variable account until we receive the beneficiary’s completed claim. If there is no named beneficiary, the default provisions of your contract will apply. (See “Benefits in Case of Death” for more about beneficiaries.)

If you select one of the SecureSource series – Joint Life rider, please consider carefully whether or not you wish to change the beneficiary of your annuity contract. The rider will terminate if the surviving covered spouse cannot utilize the spousal continuation provision of the contract when the death benefit is payable.

PURCHASE PAYMENTS
Purchase payment amounts and purchase payment timing may vary by state and be limited under the terms of your contract.

If we do not receive your initial purchase payment within 180 days from the application signed date, we will consider your contract void from the start.

Minimum initial purchase payment
  $10,000

Minimum additional purchase payments
  $50 for SIPs

  $100 for all other payment types

Maximum total purchase payments (without corporate office approval)

•	Current Contract:
(applications signed on or after Nov. 30, 2009, subject to state availability)

  Maximum total purchase payments* based on your age on the effective date of the payment:

For the first year and total:
through age 85	$1,000,000
age 86 or older	$0

For each subsequent year:
through age 85	$100,000
age 86 or older	$0

•	Original Contract:
(applications signed prior to Nov. 30, 2009 or in states where the Current Contract was not available)

  Maximum total purchase payments*
     $1,000,000

Additional purchase payment restrictions for contracts with the Guarantor Withdrawal Benefit rider, Guarantor Withdrawal Benefit for Life rider, or SecureSource riders.

Effective Jan. 26, 2009, after initial purchase payments are received, limited additional purchase payments allowed for contracts with the Guarantor Withdrawal Benefit rider, Guarantor Withdrawal Benefit for Life rider, or SecureSource riders, subject to state restrictions. Initial purchase payments are: 1) payments received with the application, and 2) Tax Free Exchanges, rollovers, and transfers listed on the annuity application, paper work initiated within 30 days from the application signed date and received within 180 days from the application signed date.

RIVERSOURCE INNOVATIONS SELECT VARIABLE ANNUITY — PROSPECTUS 41

For contracts issued in all states except those listed below, the only additional purchase payments that will be allowed on/after Jan. 26, 2009 are the maximum annual contribution permitted by the Code for qualified annuities.

For contracts issued in Florida, New Jersey, and Oregon, additional purchase payments to your variable annuity contract with the Guarantor Withdrawal Benefit rider, Guarantor Withdrawal Benefit for Life rider, or SecureSource riders will be limited to $100,000 for the life of your contract. The limit does not apply to initial purchase payments.

Additional purchase payment restrictions for the SecureSource Stages 2 riders, SecureSource Stages riders and SecureSource 20 riders

Effective Feb. 27, 2012, no additional purchase payments are allowed for contracts with SecureSource Stages 2 riders, SecureSource Stages riders and SecureSource 20 riders subject to certain exceptions listed below.

Certain exceptions apply and the following additional purchase payments will be allowed on or after Feb. 27, 2012:

a.	Current tax year contributions for TSAs and Custodial and investment only plans under Section 401(a) of the Code, up to the annual limit set by the IRS.

b.	Prior and current tax year contributions up to the annual limit set up by the IRS for any Qualified Accounts except TSAs and 401(a)s. This annual limit applies to IRAs, Roth IRAs and SEP plans.

We reserve the right to change these current rules any time, subject to state restrictions.

The riders also prohibit additional purchase payments while the rider is effective, if (1) you decline a rider fee increase, or (2) the Annual Lifetime Payment (ALP) is established and your contract value on an anniversary is less than four times the ALP. (For the purpose of this calculation only, the ALP is determined using percentage B, as described under “Optional Living Benefits — SecureSource Stages 2 Riders, SecureSource Stages Riders and SecureSource 20 Riders.”)

Additional purchase payment restrictions for the Accumulation Protector Benefit rider

Additional purchase payments are prohibited during the waiting period after the first 180 days immediately following the effective date of the Accumulation Protector Benefit rider.

For the Current Contract, additional purchase payments are also allowed within 180 days from the last contract anniversary if you exercise the elective step up option.

Subject to state restrictions, we reserve the right to change the above purchase payment limitations, including making further restrictions, upon written notice.

*	These limits apply in total to all RiverSource Life annuities you own unless a higher maximum applies to your contract. We reserve the right to waive or increase the maximum limit. For qualified annuities, the Code’s limits on annual contributions also apply. Additional purchase payments for inherited IRA contracts cannot be made unless the payment is IRA money inherited from the same decedent.

HOW TO MAKE PURCHASE PAYMENTS

 1 By letter

Send your check along with your name and contract number to:

RiverSource Life Insurance Company
829 Ameriprise Financial Center
Minneapolis, MN 55474

 2 By SIP

Contact your investment professional to complete the necessary SIP paperwork.

PURCHASE PAYMENT CREDITS
As of May 1, 2006, we no longer offer purchase payment credits in most states. Purchase payment credits were available if you:

•	purchased a contract with the seven-year surrender charge schedule with an application signed date before May 1, 2006; or

•	purchased a contract with the seven-year surrender charge schedule with an application signed date on or after May 1, 2006 in a state where purchase payment credits are/were still available at the time you purchased your contract.

See Appendix H for a description of the purchase payment credits that apply to your policy.

LIMITATIONS ON USE OF CONTRACT
If mandated by applicable law, including, but not limited to, federal anti-money laundering laws, we may be required to reject a purchase payment. We may also be required to block an owner’s access to contract values or to satisfy other statutory

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obligations. Under these circumstances, we may refuse to implement requests for transfers, surrenders or death benefits until instructions are received from the appropriate governmental authority or a court of competent jurisdiction.

Charges

ALL CONTRACTS

CONTRACT ADMINISTRATIVE CHARGE
We charge this fee for establishing and maintaining your records. We deduct $40 from the contract value on your contract anniversary or, if earlier, when the contract is fully surrendered. We prorate this charge among the GPAs, the fixed account and the subaccounts in the same proportion your interest in each account bears to your total contract value. Some states also limit any contract charge that applies to the fixed account. For the Current Contract, we reserve the right to increase this charge after the first contract anniversary to a maximum of $50.

We will waive this charge when your contract value is $50,000 or more on the current contract anniversary. For the Current Contract, we reserve the right to charge up to $20 after the first contract anniversary for contracts with contract value of $50,000 or more.

If you take a full surrender from your contract, we will deduct the charge at the time of surrender regardless of the contract value. We cannot increase the annual contract administrative charge for the Original Contract. This charge does not apply to amounts applied to an annuity payment plan or to the death benefit (other than when deducted from the Full Surrender Value component of the death benefit for the Current Contract).

VARIABLE ACCOUNT ADMINISTRATIVE CHARGE
We apply this charge daily to the subaccounts. It is reflected in the unit values of your subaccounts and it totals 0.15% of their average daily net assets on an annual basis. It covers certain administrative and operating expenses of the subaccounts such as accounting, legal and data processing fees and expenses involved in the preparation and distribution of reports and prospectuses. We cannot increase the variable account administrative charge.

MORTALITY AND EXPENSE RISK FEE
We charge these fees daily to the subaccounts. The unit values of your subaccounts reflect these fees. These fees cover the mortality and expense risk that we assume. These fees do not apply to the GPAs or the fixed account. We cannot increase these fees.

For the Current Contract (applications signed on or after Nov. 30, 2009, subject to state availability), the mortality and expense risk fee you pay is based on the death benefit guarantee in effect and the surrender charge schedule that applies to your contract.

Mortality and
Ten-year surrender charge schedule	expense risk fee

CV Death Benefit*	0.85%

ROPP Death Benefit	0.85

MAV Death Benefit	1.10

5% Accumulation Death Benefit	1.25

Enhanced Death Benefit	1.30

Mortality and
Seven-year surrender charge	expense risk fee

CV Death Benefit*	1.05%

ROPP Death Benefit	1.05

MAV Death Benefit	1.30

5% Accumulation Death Benefit	1.45

Enhanced Death Benefit	1.50

RIVERSOURCE INNOVATIONS SELECT VARIABLE ANNUITY — PROSPECTUS 43

Mortality and
Five-year surrender charge schedule	expense risk fee

CV Death Benefit*	1.40%

ROPP Death Benefit	1.40

MAV Death Benefit	1.65

5% Accumulation Death Benefit	1.80

Enhanced Death Benefit	1.85

*	CV Death Benefit is available only after an ownership change or spousal continuation if any owner or spouse who continues the contract is over age 85 and therefore cannot qualify for the ROPP death benefit.

For the Original Contract (applications signed prior to Nov. 30, 2009 or in states where the Current Contract was not available), the mortality and expense risk fee you pay is based on the death benefit guarantee you select, whether the contract is a qualified annuity or a nonqualified annuity and the surrender charge schedule that applies to your contract.

Seven-year surrender charge schedule for contracts with applications signed
on or after May 1, 2006 and if available in your state	Qualified annuities	Nonqualified annuities

ROP Death Benefit	0.90%	1.05%

MAV Death Benefit	1.10	1.25

5% Accumulation Death Benefit	1.25	1.40

Enhanced Death Benefit	1.30	1.45

Seven-year surrender charge schedule for all other contracts

ROP Death Benefit	1.00%	1.15%

MAV Death Benefit	1.20	1.35

5% Accumulation Death Benefit	1.35	1.50

Enhanced Death Benefit	1.40	1.55

Five-year surrender charge schedule

ROP Death Benefit	1.20%	1.35%

MAV Death Benefit	1.40	1.55

5% Accumulation Death Benefit	1.55	1.70

Enhanced Death Benefit	1.60	1.75

Mortality risk arises because of our guarantee to pay a death benefit and our guarantee to make annuity payouts according to the terms of the contract, no matter how long a specific owner or annuitant lives and no matter how long our entire group of annuitants live. If, as a group, owners or annuitants outlive the life expectancy we assumed in our actuarial tables, then we must take money from our general assets to meet our obligations. If, as a group, owners or annuitants do not live as long as expected, we could profit from the mortality risk fee. We deduct the mortality risk fee from the subaccounts during the annuity payout period even if the annuity payout plan does not involve a life contingency.

Expense risk arises because we cannot increase the contract administrative charge for the Original Contract, we are limited on how much we can increase the contract administrative charge for the Current Contract, and we cannot increase the variable account administrative charge and these charges may not cover our expenses. We would have to make up any deficit from our general assets. We could profit from the expense risk fee if future expenses are less than expected.

The subaccounts pay us the mortality and expense risk fee they accrued as follows:

•	first, to the extent possible, the subaccounts pay this fee from any dividends distributed from the funds in which they invest;

•	then, if necessary, the funds redeem shares to cover any remaining fees payable.

We may use any profits we realize from the subaccounts’ payment to us of the mortality and expense risk fee for any proper corporate purpose, including, among others, payment of distribution (selling) expenses. We do not expect that the surrender charge will cover sales and distribution expenses.

SURRENDER CHARGE
If you surrender all or part of your contract value before the annuitization start date, we may deduct a surrender charge. As described below, a surrender charge applies to each purchase payment you make. For the Current Contract, the surrender charge lasts for 10 years, 7 years or 5 years from our receipt of each purchase payment, depending on which surrender charge schedule you select when you purchase the contract (see “Expense Summary”). For the Original Contract, the surrender charge

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lasts for 7 years or 5 years from our receipt of each purchase payment, depending on which surrender charge schedule you select when you purchase the contract (see “Expense Summary”). The surrender charge percentages that apply to you are shown in your contract.

You may surrender an amount during any contract year without a surrender charge. We call this amount the total free amount (FA for the Current Contract, TFA for the Original Contract). Throughout this prospectus when we use the acronym FA, it includes TFA. The FA varies depending on whether your contract includes one of the SecureSource series of riders, the Guarantor Withdrawal Benefit for Life rider or the Guarantor Withdrawal Benefit rider:

Current Contract without SecureSource Stages rider

The FA is the greater of:

•	10% of the contract value on the prior contract anniversary, less any prior surrenders taken in the current contract year; or

•	current contract earnings.

During the first contract year, the FA is the greater of:

•	10% of all purchase payments applied prior to your surrender request, less any amounts surrendered prior to your surrender request that represent the FA; or

•	current contract earnings.

Original Contract without SecureSource 20 rider, SecureSource rider, Guarantor Withdrawal Benefit for Life rider or Guarantor Withdrawal Benefit rider

The FA is the greater of:

•	10% of the contract value on the prior contract anniversary(1), less any prior surrenders taken in the current contract year; or

•	current contract earnings.

Current Contract with SecureSource Stages rider

The FA is the greatest of:

•	10% of the contract value on the prior contract anniversary, less any prior surrenders taken in the current contract year;

•	current contract earnings; or

•	the Remaining Annual Lifetime Payment (this amount will be zero during the waiting period).

During the first contract year, the FA is the greatest of:

•	10% of all purchase payments applied prior to your surrender request, less any amounts surrendered prior to your surrender request that represent the FA; or

•	current contract earnings.

Original Contract with SecureSource 20 rider, SecureSource rider or Guarantor Withdrawal Benefit for Life rider

The FA is the greatest of:

•	10% of the contract value on the prior contract anniversary(1), less any prior surrenders taken in the current contract year;

•	current contract earnings; or

•	the greater of the Remaining Benefit Payment or the Remaining Annual Lifetime Payment (for the SecureSource 20 rider, Remaining Benefit Payment and the Remaining Annual Lifetime Payment are zero during the waiting period).

Original Contract with Guarantor Withdrawal Benefit rider

The FA is the greatest of:

•	10% of the contract value on the prior contract anniversary(1), less any prior surrenders taken in the current contract year;

•	current contract earnings; or

•	the Remaining Benefit Payment.

(1)	We consider your initial purchase payment and any purchase payment credit to be the prior contract anniversary’s contract value during the first contract year.

Amounts surrendered in excess of the FA may be subject to a surrender charge as described below.

RIVERSOURCE INNOVATIONS SELECT VARIABLE ANNUITY — PROSPECTUS 45

A surrender charge will apply if the amount you surrender includes any of your prior purchase payments that are still within their surrender charge schedule. To determine whether your surrender includes any of your prior purchase payments that are still within their surrender charge schedule, we surrender amounts from your contract in the following order:

1.	First, we surrender the FA. Contract earnings are surrendered first, followed by purchase payments. We do not assess a surrender charge on the FA. We surrender payments that are considered part of the FA on a first-in, first-out (FIFO) basis for the Current Contract, and last-in, first-out (LIFO) basis for the Original Contract.

2.	Next, we surrender purchase payments received that are beyond the surrender charge period shown in your contract. We surrender these payments on a FIFO basis. We do not assess a surrender charge on these payments.

3.	Finally, we surrender any additional purchase payments received that are still within the surrender charge period shown in your contract. We surrender these payments on a FIFO basis. We do assess a surrender charge on these payments.

The amount of purchase payments surrendered is calculated using a prorated formula based on the percentage of contract value being surrendered. As a result, the amount of purchase payments surrendered may be greater than the amount of contract value surrendered.

We determine your surrender charge by multiplying each of your payments surrendered which could be subject to a surrender charge by the applicable surrender charge percentage (see “Expense Summary”), and then adding the total surrender charges.

For a partial surrender, we will determine the amount of contract value that needs to be surrendered, which after any surrender charge and any positive or negative market value adjustment, will equal the amount you request.

Example: Each time you make a purchase payment under the contract, a surrender charge schedule attaches to that purchase payment. The surrender charge percentage for each purchase payment declines according to the surrender charge schedule shown in your contract. (The surrender charge percentages for the 10-Year, 7-Year and 5-Year surrender charge schedule are shown in a table in the “Expense Summary”.) For example, if you select the 7-Year surrender charge schedule, during the first two years after a purchase payment is made, the surrender charge percentage attached to that payment is 8%. The surrender charge percentage for that payment during the seventh year after it is made is 3%. At the beginning of the eighth year after that purchase payment is made, and thereafter, there is no longer a surrender charge as to that payment.

For an example, see Appendix B.

Waiver of surrender charges
We do not assess surrender charges for:

•	surrenders each year that represent the total free amount for that year;

•	required minimum distributions from a qualified annuity to the extent that they exceed the free amount. The amount on which surrender charges are waived can be no greater than the RMD amount calculated under your specific contract currently in force. Surrender charges for an inherited IRA are only waived for lifetime RMD amounts, not for a 5 year distribution;

•	amounts applied to an annuity payment plan (Exception: As described below, if you select annuity payout Plan E, and choose later to surrender the value of your remaining annuity payments, we will assess a surrender charge.)

•	surrenders made as a result of one of the “Contingent events” described below to the extent permitted by state law (see your contract for additional conditions and restrictions). For the Current Contract, waiver of surrender charges for Contingent events will not apply to Tax Free Exchanges, rollovers and transfers to another annuity contract;

•	amounts we refund to you during the free look period;* and

•	death benefits.

*	However, we will reverse certain purchase payment credits. (See “Appendix H — Purchase Payment Credits for Eligible Contracts.”)

Current Contract:

Contingent events

•	Surrenders you make if you are confined to a hospital or nursing home and have been for the prior 60 days or confinement began within 30 days following a 60 day confinement period. Such confinement must begin after the contract issue date. Your contract will include this provision when you are under age 76 at contract issue. You must provide us with a letter containing proof satisfactory to us of the confinement as of the date you request the surrender. We must receive your surrender request no later than 91 days after your release from the hospital or nursing home. The amount surrendered must be paid directly to you.

•	Surrenders you make if you are disabled with a medical condition and are diagnosed in the second or later contract years with reasonable medical certainty, that the disability will result in death within 12 months or less from the date of the

 46  RIVERSOURCE INNOVATIONS SELECT VARIABLE ANNUITY — PROSPECTUS

diagnosis. You must provide us with a licensed physician’s statement containing the terminal illness diagnosis, the expected date of death and the date the terminal illness was initially diagnosed. The amount surrendered must be paid directly to you.

Original Contract:

Contingent events

•	Surrenders you make if you or the annuitant are confined to a hospital or nursing home and have been for the prior 60 days. Your contract will include this provision when you and the annuitant are under age 76 at contract issue. You must provide proof satisfactory to us of the confinement as of the date you request the surrender.

•	Surrenders you make if you or the annuitant are diagnosed in the second or later contract years as disabled with a medical condition that with reasonable medical certainty will result in death within 12 months or less from the date of the diagnosis. You must provide us with a licensed physician’s statement containing the terminal illness diagnosis and the date the terminal illness was initially diagnosed.

Both Contracts:
Surrender charge under Annuity Payout Plan E — Payouts for a specified period: If you are receiving variable annuity payments under this annuity payout plan, you can choose to take a surrender. The amount that you can surrender is the present value of any remaining variable payouts. The discount rate we use in the calculation will be 5.17% for the assumed investment return of 3.5% and 6.67% for the assumed investment return of 5.0%. The surrender charge equals the present value of the remaining payouts using the assumed investment return minus the present value of the remaining payouts using the discount rate. (See “Charges — Surrender Charge” and “The Annuity Payout Period — Annuity Payout Plans.”)

Possible group reductions: In some cases we may incur lower sales and administrative expenses due to the size of the group, the average contribution and the use of group enrollment procedures. In such cases, we may be able to reduce or eliminate the contract administrative and surrender charges. However, we expect this to occur infrequently.

FUND FEES AND EXPENSES
There are deductions from and expenses paid out of the assets of the funds that are described in the prospectuses for those funds. (See “Annual Operating Expenses of the Funds.”)

PREMIUM TAXES
Certain state and local governments impose premium taxes on us (up to 3.5%). These taxes depend upon your state of residence or the state in which the contract was issued. Currently, we deduct any applicable premium tax on the annuitization start date, but we reserve the right to deduct this tax at other times such as when you make purchase payments or when you make a full surrender from your contract.

OPTIONAL LIVING BENEFIT CHARGES

SECURESOURCE STAGES 2 RIDER CHARGE
We deduct an annual charge for this optional feature only if you select it. The current annual charges are:

•	SecureSource Stages 2 — Single Life rider, 0.95%

•	SecureSource Stages 2 — Joint Life rider, 1.15%

The charge is based on the greater of the benefit base (BB) or the anniversary contract value, but not more than the maximum BB of $10,000,000.

We deduct the charge from your contract value on your contract anniversary. We prorate this charge among all accounts and subaccounts in the same proportion as your interest in each bears to your total contract value. We will modify this prorated approach to comply with state regulations where necessary.

Once you elect the SecureSource Stages 2 rider, you may not cancel it (except as described below), and the charge will continue to be deducted until the contract or rider is terminated or until the contract value reduces to zero. If the contract or rider is terminated for any reason, we will deduct the charge, adjusted for the number of calendar days coverage was in place since we last deducted the charge.

Currently the SecureSource Stages 2 rider fee does not vary with the PN program investment option selected; however, we reserve the right to vary the rider fee for each investment option. The SecureSource Stages 2 — Single Life rider fee will not exceed a maximum of 1.75%. The SecureSource Stages 2 — Joint Life rider fee will not exceed a maximum of 2.25%.

The following describes how your annual rider fee may increase:

1.	We may increase the annual rider fee at our discretion and on a nondiscriminatory basis. Your annual rider fee will increase if we declare an increase to the fee with written notice 30 days in advance except as described below. The new fee will be in effect on the date we declare in the written notice.

RIVERSOURCE INNOVATIONS SELECT VARIABLE ANNUITY — PROSPECTUS 47

(A)	You can decline this increase and therefore all future fee increases if we receive your written request prior to the date of the fee increase, in which case you permanently relinquish:

(i)	all future annual step-ups, and for the Joint Life rider, spousal continuation step-ups,

(ii)	any ability to make additional purchase payments,

(iii)	any future rider credits, and the credit base (CB) will be permanently reset to zero,

(iv)	any increase to the lifetime payment percentage due to changing age bands on subsequent birthdays and rider anniversaries, and

(v)	the ability to change your investment option to one that is more aggressive than your current investment option. Any change to a less aggressive investment option will further limit the investment options available to the then current and less aggressive investment options.

(B)	You can terminate this rider if your annual rider fee after any increase is more than 0.25 percentage points higher than your fee before the increase and if we receive your written request to terminate the rider prior to the date of the fee increase.

2.	Your annual rider fee may increase if you elect to change to a more aggressive investment option than your current investment option and if the new investment option has a higher current annual rider fee. The annual rider fees associated with the available investment option may change at our discretion, however these changes will not apply to this rider unless you change your current investment option to a more aggressive one. The new fee will be in effect on the valuation date we receive your written request to change your investment option. You cannot decline this type of fee increase. To avoid it, you must stay in the same investment option or move to a less aggressive one. Also, this type of fee increase does not allow you to terminate the rider.

If your rider fee increases, on the next contract anniversary, we will calculate an average rider fee, for the preceding contract year only, that reflects the various different fees that were in effect that year, adjusted for the number of calendar days each fee was in effect.

The fee does not apply after the annuitization start date.

ACCUMULATION PROTECTOR BENEFIT RIDER FEE
We deduct an annual charge of 1.50%(1) of the greater of your contract value or the minimum contract accumulation value on your contract anniversary for this optional benefit only if you select it. A request for an elective step up or the elective spousal continuation step up received on or after Oct. 20, 2012 for the Current Contract and on or after April 29, 2013 for the Original Contract, will increase the rider fee to 1.75% and the new rate will be charged for the entire contract year. We deduct the charge from the contract value on the contract anniversary. For contract applications signed on or after May 3, 2010, we prorate this charge among all accounts and the subaccounts in the same proportion as your interest in each bears to your total contract value. For contract applications signed prior to June 1, 2009, the charge will be prorated among the GPAs, the one-year fixed account and the subaccounts. We will modify this prorated approach to comply with state regulations where necessary.

Once you elect the Accumulation Protector Benefit rider, you may not cancel it and the charge will continue to be deducted until the end of the waiting period. If the contract or rider is terminated for any reason, we will deduct the charge, adjusted for the number of calendar days coverage was in place since we last deducted the charge.

Currently, the Accumulation Protector Benefit rider fee does not vary with the PN program investment option selected; however, we reserve the right to vary the rider fee for each PN program investment option. The Accumulation Protector Benefit rider charge will not exceed a maximum of 1.75%.

We may change the rider fee at our discretion and on a nondiscriminatory basis.

We will not change the Accumulation Protector Benefit rider fee in effect on your contract after the rider effective date unless:

(a)	you choose the annual elective step up or elective spousal continuation step up after we have exercised our rights to increase the rider fee; or

(b)	you change your PN program investment option after we have exercised our rights to increase the rider fee or vary the rider fee for each PN program investment option.

If you change your PN program investment option after we have exercised our rights to increase the rider fee as described above, you will pay the fee that is in effect on the valuation date we receive your written request to step up or change your investment option. Currently, we waive our right to increase the rider fee if you change your PN program investment option.

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The fee does not apply after the annuitization start date.

(1)	For contract applications signed prior to Oct. 4, 2010, the following fees apply:

	Initial annual rider fee	Current rider fee for
	and fee for elective step ups	elective step ups
	before 10/20/12	on or after 10/20/12
	(Current Contract)	(Current Contract)
	and before 4/29/13	and on or after 4/29/13
For applications signed:	(Original Contract)	(Original Contract)

prior to Jan. 26, 2009	0.55%	1.75%

Jan. 26, 2009 – May 31, 2009	0.80%	1.75%

May 3, 2010 – July 18, 2010	0.95%	1.75%

July 19, 2010 – Oct. 3, 2010	1.10%	1.75%

Oct. 4, 2010 through Dec. 31, 2010	1.50%	1.75%

SECURESOURCE RIDER FEE
We deduct a charge based on the greater of the contract anniversary value or the total Remaining Benefit Amount (RBA) for this optional feature only if you select it as follows:

•	SecureSource – Single Life rider, 1.10%(1);

•	SecureSource – Joint Life rider, 1.40%(1).

We deduct the charge from your contract value on your contract anniversary. We prorate this charge among the GPAs, the fixed account and the subaccounts in the same proportion as your interest in each bears to your total contract value. We will modify this prorated approach to comply with state regulations where necessary.

Once you elect a SecureSource rider, you may not cancel it and the charge will continue to be deducted until the contract or rider is terminated, or the contract value reduces to zero. If the contract or rider is terminated for any reason, we will deduct the charge from the proceeds payable adjusted for the number of calendar days coverage was in place since we last deducted the charge. If the RBA reduces to zero but the contract value has not been depleted, you will continue to be charged.

Currently the SecureSource rider fee does not vary with the PN program investment option selected; however, we reserve the right to vary the rider fee for each PN program investment option. The SecureSource – Single Life rider charge will not exceed a maximum charge of 2.00%(2). The SecureSource – Joint Life rider fee will not exceed a maximum fee of 2.50%(2).

We may increase the rider fee at our discretion and on a nondiscriminatory basis.

We will not change the SecureSource rider fee in effect on your contract after the rider effective date unless:

(a)	you choose the annual elective step up or the elective spousal continuation step up after we have exercised our rights to increase the rider fee; or

(b)	you elect to change your PN program investment option after we have exercised our rights to increase the rider fee or vary the rider fee for each PN program investment option.

If you choose the elective step up, the elective spousal continuation step up, or change your PN program investment option after we have exercised our rights to increase the rider fee as described above, you will pay the fee that is in effect on the valuation date we receive your written request to step up or change your PN program investment option. On the next contract anniversary, we will calculate an average rider fee, for the preceding contract year only, that reflects the various different charges that were in effect that year, adjusted for the number of calendar days each fee was in effect.

The charge does not apply after annuitization start date.

(1)	For contract applications signed on or after June 1, 2008, but prior to Jan. 26, 2009, the current fee is 0.75% for Single Life rider and 0.95% for Joint Life rider. For contract applications signed prior to June 1, 2008, the current fee is 0.65% for Single Life rider and 0.85% for Joint Life rider.
(2)	For contract applications signed prior to Jan. 26, 2009, the maximum fee is 1.50% for Single Life rider and 1.75% for Joint Life rider.

SECURESOURCE STAGES RIDER FEE
We deduct a charge for this optional feature only if you select it as follows:

•	SecureSource Stages – Single Life rider, 1.10%

•	SecureSource Stages – Joint Life rider, 1.35%

The fee is based on the greater of the benefit base (BB) or the anniversary contract value, but not more than the maximum BB of $10,000,000.

RIVERSOURCE INNOVATIONS SELECT VARIABLE ANNUITY — PROSPECTUS 49

We deduct the charge from your contract value on your contract anniversary. We prorate this charge among all accounts and subaccounts in the same proportion as your interest in each bears to your total contract value. We will modify this prorated approach to comply with state regulations where necessary.

Once you elect the SecureSource Stages rider, you may not cancel it (except as described below), and the charge will continue to be deducted until the contract or rider is terminated, or the contract value reduces to zero. If the contract or rider is terminated for any reason, we will deduct the charge adjusted for the number of calendar days coverage was in place since we last deducted the charge.

Currently the SecureSource Stages rider fee does not vary with the PN program investment option selected; however, we reserve the right to vary the rider fee for each PN program investment option. The SecureSource Stages – Single Life rider fee will not exceed a maximum of 2.00%. The SecureSource Stages – Joint Life rider fee will not exceed a maximum of 2.50%.

The following describes how your annual rider fee may increase:

1.	We may increase the annual rider fee at our discretion and on a nondiscriminatory basis. Your annual rider fee will increase if we declare an increase to the fee with written notice 30 days in advance except as described below. The new fee will be in effect on the date we declare in the written notice.

(A)	You can decline this increase and therefore all future fee increases if we receive your written request prior to the date of the fee increase, in which case you permanently relinquish:

(i)	all future annual step-ups, and for the Joint Life rider, spousal continuation step-ups, any ability to make additional purchase payments,

(ii)	any future rider credits, and the credit base (CB) will be permanently reset to zero,

(iii)	any increase to the lifetime payment percentage due to changing age bands on subsequent birthdays and rider anniversaries, and

(iv)	the ability to change your PN program investment option to one that is more aggressive than your current investment option. Any change to a less aggressive PN program investment option will further limit the PN program investment options available to the then current and less aggressive PN program investment options.

(B)	You can terminate this rider if your annual rider fee after any increase is more than 0.25 percentage points higher than your fee before the increase and if we receive your written request to terminate the rider prior to the date of the fee increase.

2.	Your annual rider fee may increase if you elect to change to a more aggressive PN program investment option than your current PN program investment option and if the new PN program investment option has a higher current annual rider fee. The annual rider fees associated with the available PN program investment options may change at our discretion, however these changes will not apply to this rider unless you change your current PN program investment option to a more aggressive one. The new fee will be in effect on the valuation date we receive your written request to change your PN program investment option. You cannot decline this type of fee increase. To avoid it, you must stay in the same PN program investment option or move to a less aggressive model. Also, this type of fee increase does not allow you to terminate the rider.

If your annual rider fee increases, on the next contract anniversary, we will calculate an average rider fee, for the preceding contract year only, that reflects the various different fees that were in effect that year, adjusted for the number of calendar days each fee was in effect.

The charge does not apply after the annuitization start date.

SECURESOURCE 20 RIDER FEE
We deduct a charge based on the greater of the contract anniversary value or the total Remaining Benefit Amount (RBA) for this optional feature only if you select it as follows:

•	SecureSource 20 – Single Life rider, 1.25%;

•	SecureSource 20 – Joint Life rider, 1.55%.

We deduct the charge from your contract value on your contract anniversary. We prorate this charge among all accounts and subaccounts in the same proportion as your interest in each bears to your total contract value. We will modify this prorated approach to comply with state regulations where necessary.

Once you elect the SecureSource 20 rider, you may not cancel it (except as described below), and the charge will continue to be deducted until the contract or rider is terminated, or the contract value reduces to zero. If the contract or rider is terminated for any reason, we will deduct the charge from the proceeds payable adjusted for the number of calendar days coverage was in

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place since we last deducted the fee. If the RBA reduces to zero but the contract value has not been depleted, you will continue to be charged.

Currently the SecureSource 20 rider fee does not vary with the PN program investment option selected; however, we reserve the right to vary the rider fee for each PN program investment option. The SecureSource 20 – Single Life rider fee will not exceed a maximum charge of 2.00%. The SecureSource 20 – Joint Life rider fee will not exceed a maximum charge of 2.50%.

The following describes how your annual rider fee may increase:

1.	We may increase the annual rider fee at our discretion and on a nondiscriminatory basis. Your annual rider fee will increase if we declare an increase to the fee with written notice 30 days in advance except as described below. The new fee will be in effect on the date we declare in the written notice.

(A)	You can decline this increase and therefore all future fee increases if we receive your written request prior to the date of the fee increase, in which case you permanently relinquish:

(i)	all future annual step-ups, and for the Joint Life rider, spousal continuation step-ups,

(ii)	any ability to make additional purchase payments,

(iii)	any pending increase to the ALP due to the 20% credit on the later of the third rider anniversary or the date the ALP is established, and

(iv)	the ability to change your PN program investment option to one that is more aggressive than your current one. Any change to a less aggressive PN program investment option will further limit the PN program investment options available to the then current and less aggressive PN program investment options.

(B)	You can terminate this rider if your annual rider fee increase after any increase is more than 0.25 percentage points higher than your fee before the increase and if we receive your written request to terminate the rider prior to the date of the fee increase.

2.	Your annual rider fee may increase if you elect to change to a more aggressive PN program investment option than your current PN program investment options and if the new PN program investment option has a higher current annual rider fee. The annual rider fees associated with the available PN program investment options may change at our discretion, however these changes will not apply to this rider unless you change your current PN program investment option to a more aggressive one. The new fee will be in effect on the valuation date we receive your written request to change your PN program investment option. You cannot decline this type of fee increase. To avoid it, you must stay in the same PN program investment option or move to a less aggressive PN program investment option. Also, this type of fee increase does not allow you to terminate the rider.

If your annual rider fee increases, on the next contract anniversary, we will calculate an average rider fee, for the preceding contract year only, that reflects the various different fees that were in effect that year, adjusted for the number of calendar days each fee was in effect.

The charge does not apply after the annuitization start date.

GUARANTOR WITHDRAWAL BENEFIT FOR LIFE RIDER FEE(1)
We deduct an annual charge of 0.65% of the greater of the contract anniversary value or the total Remaining Benefit Amount (RBA) for this optional feature only if you select it. We deduct the charge from your contract value on your contract anniversary. We prorate this charge among the GPAs, the fixed account and the subaccounts in the same proportion as your interest in each bears to your total contract value. We will modify this prorated approach to comply with state regulations where necessary.

Once you elect the Guarantor Withdrawal Benefit for Life rider, you may not cancel it and the charge will continue to be deducted until the contract is terminated, or the contract value reduces to zero. If the contract is terminated for any reason or on the annuitization start date, we will deduct the charge from the proceeds payable, adjusted for the number of calendar days coverage was in place since we last deducted the fee. If the RBA goes to zero but the contract value has not been depleted, you will continue to be charged.

Currently the Guarantor Withdrawal Benefit for Life rider fee does not vary with the PN program investment option selected; however, we reserve the right to vary the rider fee for each investment option. The Guarantor Withdrawal Benefit for Life rider fee will not exceed a maximum fee of 1.50%.

We may increase the rider fee at our discretion and on a nondiscriminatory basis.

RIVERSOURCE INNOVATIONS SELECT VARIABLE ANNUITY — PROSPECTUS 51

We will not change the Guarantor Withdrawal Benefit for Life rider fee in effect on your contract after the rider effective date unless:

(a)	you choose the annual elective step up or elective spousal continuation step up after we have exercised our rights to increase the rider fee; or

(b)	you elect to change your PN program investment option after we have exercised our rights to increase the rider fee or vary the rider fee for each investment option.

(1)	See disclosure in Appendix J.

If you choose the elective step up, the elective spousal continuation step up, or change your PN program investment option after we have exercised our rights to increase the rider fee as described above, you will pay the fee that is in effect on the valuation date we receive your written request to step up or change your PN program investment option. On the next contract anniversary, we will calculate an average fee, for the preceding contract year only, that reflects the various different charges that were in effect that year, adjusted for the number of calendar days each fee was in effect.

The charge does not apply after the annuitization start date.

GUARANTOR WITHDRAWAL BENEFIT RIDER FEE(1)
This fee information applies to both Rider A and Rider B (see Appendix K) unless otherwise noted.

We deduct an annual charge of 0.55% of contract value for this optional feature only if you select it. We deduct the charge from your contract value on your contract anniversary. We prorate this charge among the GPAs, the one-year fixed account, and the subaccounts in the same proportion as your interest in each bears to your total contract value. We will modify this prorated approach to comply with state regulations where necessary.

Once you elect the Guarantor Withdrawal Benefit rider, you may not cancel it and the charge will continue to be deducted until the contract is terminated, the contract value reduces to zero or annuity payouts begin. If the contract is terminated for any reason or on the annuitization start date, we will deduct the charge from the proceeds payable adjusted for the number of calendar days coverage was in place since we last deducted the fee. If the Remaining Benefit Amount (RBA) goes to zero but the contract value has not been depleted, you will continue to be charged.

Currently the Guarantor Withdrawal Benefit rider fee does not vary with the PN program investment option selected; however, we reserve the right to vary the rider fee for each PN program investment option. The Guarantor Withdrawal Benefit rider fee will not exceed a maximum charge of 1.50%.

We may increase the rider fee at our discretion and on a nondiscriminatory basis.

We will not change the Guarantor Withdrawal Benefit rider fee in effect on your contract after the rider effective date unless:

(a)	you choose the annual elective step up or elective spousal continuation step up under Rider A after we have exercised our rights to increase the rider fee; or

(b)	you elect to change your PN program investment option after we have exercised our rights to increase the rider fee or vary the rider fee for each PN program investment option.

If you choose the annual or spousal continuation elective step up or change your PN program investment option after we have exercised our rights to increase the rider fee as described above, you will pay the fee that is in effect on the valuation date we receive your written request to step up or change your PN program investment option. On the next contract anniversary, we will calculate an average rider fee, for the preceding contract year only, that reflects the various different charges that were in effect that year, adjusted for the number of calendar days each fee was in effect.

The charge does not apply after the annuitization start date.

(1)	See disclosure in Appendix K.

INCOME ASSURER BENEFIT RIDER FEE
We deduct a charge for this optional feature only if you selected it. We determine the charge by multiplying the guaranteed income benefit base by the charge for the Income Assurer Benefit rider you select. There are three Income Assurer Benefit

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rider options available under your contract (see “Optional Benefits — Income Assurer Benefit Riders”) and each has a different guaranteed income benefit base calculation. The charge for each Income Assurer Benefit rider is as follows:

	Maximum	Current

Income Assurer Benefit – MAV	1.50%	0.30	%(1)

Income Assurer Benefit – 5% Accumulation Benefit Base	1.75	0.60	(1)

Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base	2.00	0.65	(1)

(1)	For applications signed prior to Oct. 7, 2004, the following current annual rider charges apply: Income Assurer Benefit – MAV — 0.55%, Income Assurer Benefit — 5% Accumulation Benefit Base — 0.70%; and Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base — 0.75%.

We deduct the charge from the contract value on your contract anniversary. We prorate this charge among the GPAs, the one-year fixed account and the subaccounts in the same proportion your interest in each account bears to your total contract value. We will modify this prorated approach to comply with state regulations where necessary. If the contract is terminated for any reason or on the annuitization start date, we will deduct the fee from the proceeds payable adjusted for the number of calendar days coverage was in place since we last deducted the fee.

Currently the Income Assurer Benefit rider fee does not vary with the PN program investment option selected; however, we reserve the right to increase this fee and/or vary the rider fee for each PN program investment option but not to exceed the maximum fees shown above. We cannot change the Income Assurer Benefit fee after the rider effective date, unless you change your PN program investment option after we have exercised our rights to increase the fee and/or charge a separate fee for each PN program investment option. If you choose to change your PN program investment option after we have exercised our rights to increase the rider fee, you will pay the fee that is in effect on the valuation date we receive your written request to change your PN program investment option. On the next contract anniversary, we will calculate an average rider fee, for the preceding contract year only, that reflects the various different charges that were in effect that year, adjusted for the number of calendar days each fee was in effect.

For an example of how each Income Assurer Benefit rider fee is calculated, see Appendix L.

OPTIONAL DEATH BENEFIT CHARGES

BENEFIT PROTECTOR DEATH BENEFIT RIDER FEE
We deduct a charge for the optional feature only if you select it. If selected, we deduct 0.25% of your contract value on your contract anniversary. We prorate this fee among all accounts and subaccounts in the same proportion your interest in each account bears to your total contract value. We will modify this prorated approach to comply with state regulations where necessary.

For the Current Contract, on the annuitization start date and if the contract is terminated for any reason except your election to terminate the rider during the 30 day window after certain anniversaries, we will deduct the fee from the contract value adjusted for the number of calendar days coverage was in place during the contract year. For the Original Contract, on the annuitization start date and if the contract is terminated for any reason other than death, we will deduct the fee from the contract value adjusted for the number of calendar days coverage was in place since we last deducted the fee.

We cannot increase this annual charge after the rider effective date.

BENEFIT PROTECTOR PLUS DEATH BENEFIT RIDER FEE
We deduct a charge for the optional feature only if you select it. If selected, we deduct 0.40% of your contract value on your contract anniversary. We prorate this fee among all accounts and subaccounts in the same proportion your interest in each account bears to your total contract value. We will modify this prorated approach to comply with state regulations where necessary.

For the Current Contract, on the annuitization start date and if the contract is terminated for any reason except your election to terminate the rider during the 30 day window after certain anniversaries, we will deduct the fee from the contract value adjusted for the number of calendar days coverage was in place during the contract year.

For the Original Contract, on the annuitization start date and if the contract is terminated for any reason other than death, we will deduct the fee from the contract value adjusted for the number of calendar days coverage was in place since we last deducted the fee.

We cannot increase this annual charge after the rider effective date.

RIVERSOURCE INNOVATIONS SELECT VARIABLE ANNUITY — PROSPECTUS 53

Valuing Your Investment

We value your accounts as follows:

GPAs
We value the amounts you allocate to the GPAs directly in dollars. The value of the GPAs equals:

•	the sum of your purchase payments and transfer amounts allocated to the GPAs;

•	plus any purchase payment credits allocated to the GPAs;

•	plus interest credited;

•	minus the sum of amounts surrendered (including any applicable surrender charges) and amounts transferred out;

•	minus any prorated portion of the contract administrative charge; and

•	minus the prorated portion of the fee for any of the following optional benefits you have selected:

– SecureSource series of riders;

– Accumulation Protector Benefit rider;

– Guarantor Withdrawal Benefit for Life rider;

– Guarantor Withdrawal Benefit rider;

– Income Assurer Benefit rider;

– Benefit Protector rider; or

– Benefit Protector Plus rider.

THE FIXED ACCOUNT
We value the amounts you allocate to the fixed account directly in dollars. The value of the fixed account equals:

•	Current Contract: the sum of your purchase payments allocated to the regular fixed account and the Special DCA fixed account, and transfer amounts to the regular fixed account (including any positive or negative MVA on amounts transferred from the GPAs);

•	Original Contract: the sum of your purchase payments allocated to the one-year fixed account and the DCA fixed account (if included), and transfer amounts to the one-year fixed account (including any positive or negative MVA on amounts transferred from the GPAs);

•	plus interest credited;

•	minus the sum of amounts surrendered (including any applicable surrender charges) and amounts transferred out;

•	minus any prorated portion of the contract administrative charge; and

•	minus the prorated portion of the fee for any of the following optional benefits you have selected:

– SecureSource series of riders;

– Accumulation Protector Benefit rider;

– Guarantor Withdrawal Benefit for Life rider;

– Guarantor Withdrawal Benefit rider;

– Income Assurer Benefit rider;

– Benefit Protector rider; or

– Benefit Protector Plus rider.

SUBACCOUNTS
We convert amounts you allocated to the subaccounts into accumulation units. Each time you make a purchase payment or transfer amounts into one of the subaccounts or we apply any purchase payment credits, we credit a certain number of accumulation units to your contract for that subaccount. Conversely, we subtract a certain number of accumulation units from your contract each time you take a partial surrender; transfer amounts out of a subaccount; or we assess a contract administrative charge, a surrender charge, or fee for any optional contract riders with annual charges (if applicable).

The accumulation units are the true measure of investment value in each subaccount during the accumulation period. They are related to, but not the same as, the net asset value of the fund in which the subaccount invests. The dollar value of each accumulation unit can rise or fall daily depending on the variable account expenses, performance of the fund and on certain fund expenses.

 54  RIVERSOURCE INNOVATIONS SELECT VARIABLE ANNUITY — PROSPECTUS

Here is how we calculate accumulation unit values:

Number of units: To calculate the number of accumulation units for a particular subaccount, we divide your investment by the current accumulation unit value.

Accumulation unit value: The current accumulation unit value for each subaccount equals the last value times the subaccount’s current net investment factor.

We determine the net investment factor by:

•	adding the fund’s current net asset value per share, plus the per share amount of any accrued income or capital gain dividends to obtain a current adjusted net asset value per share; then

•	dividing that sum by the previous adjusted net asset value per share; and

•	subtracting the percentage factor representing the mortality and expense risk fee and the variable account administrative charge from the result.

Because the net asset value of the fund may fluctuate, the accumulation unit value may increase or decrease. You bear all the investment risk in a subaccount.

Factors that affect subaccount accumulation units: Accumulation units may change in two ways — in number and in value.

The number of accumulation units you own may fluctuate due to:

•	additional purchase payments you allocate to the subaccounts;

•	any purchase payment credits allocated to the subaccounts;

•	transfers into or out of the subaccounts (including any positive or negative MVA on amounts transferred from the GPAs);

•	partial surrenders;

•	surrender charges;

and the deduction of a prorated portion of:

•	the contract administrative charge; and

•	the fee for any of the following optional benefits you have selected:

– SecureSource series of riders;

– Accumulation Protector Benefit rider;

– Guarantor Withdrawal Benefit for Life rider;

– Guarantor Withdrawal Benefit rider;

– Income Assurer Benefit rider;

– Benefit Protector rider; or

– Benefit Protector Plus rider.

Accumulation unit values will fluctuate due to:

•	changes in fund net asset value;

•	fund dividends distributed to the subaccounts;

•	fund capital gains or losses;

•	fund operating expenses; and

•	mortality and expense risk fee and the variable account administrative charge.

Making the Most of Your Contract

AUTOMATED DOLLAR-COST AVERAGING
Currently, you can use automated transfers to take advantage of dollar-cost averaging (investing a fixed amount at regular intervals). For example, for the Original Contract, you might transfer a set amount monthly from a relatively conservative subaccount to a more aggressive one, or to several others, or from the one-year fixed account or one-year GPA to one or more subaccounts. Automated transfers are not available for GPA terms of two or more years. You can also obtain the benefits of dollar-cost averaging by setting up regular automatic SIP payments or by establishing an interest sweep strategy. Interest sweeps are a monthly transfer of the interest earned from the one-year fixed account or one-year GPA into the subaccounts of your choice. If you participate in an interest sweep strategy the interest you earn on the one-year fixed account or one-year GPA will be less than the annual interest rate we apply because there will be no compounding. For the Current Contract, you might transfer a set amount monthly from a relatively conservative subaccount to a more aggressive one, or to several others, or from the regular fixed account to one or more subaccounts. You may not set up an automated transfer to or from the GPAs

RIVERSOURCE INNOVATIONS SELECT VARIABLE ANNUITY — PROSPECTUS 55

or set up an automated transfer to the regular fixed account. You can also obtain the benefits of dollar-cost averaging by setting up regular automatic SIP payments. The Current Contract does not allow an interest sweep strategy.

There is no charge for dollar-cost averaging.

This systematic approach can help you benefit from fluctuations in accumulation unit values caused by fluctuations in the market values of the funds. Since you invest the same amount each period, you automatically acquire more units when the market value falls and fewer units when it rises. The potential effect is to lower your average cost per unit.

How dollar-cost averaging works

					Number
By investing an equal number			Amount	Accumulation	of units
of dollars each month...		Month	invested	unit value	purchased

		Jan	$100	$20	5.00

		Feb	100	18	5.56

you automatically buy		Mar	100	17	5.88

more units when the	è	Apr	100	15	6.67

per unit market price is low...		May	100	16	6.25

		Jun	100	18	5.56

		Jul	100	17	5.88

and fewer units		Aug	100	19	5.26

when the per unit	è	Sept	100	21	4.76

market price is high.		Oct	100	20	5.00

You paid an average price of $17.91 per unit over the 10 months, while the average market price actually was $18.10.

Dollar-cost averaging does not guarantee that any subaccount will gain in value nor will it protect against a decline in value if market prices fall. Because dollar-cost averaging involves continuous investing, your success will depend upon your willingness to continue to invest regularly through periods of low price levels. Dollar-cost averaging can be an effective way to help meet your long-term goals. For specific features contact your investment professional.

Dollar-cost averaging as described in this section is not available when the PN program is in effect. However, subject to certain restrictions, dollar-cost averaging is available through the Special DCA fixed account (Current Contract) and the DCA fixed account (Original Contract). See the “Special DCA Fixed Account”, “DCA Fixed Account” and “Portfolio Navigator Program” sections in this prospectus for details.

ASSET REBALANCING
You can ask us in writing to automatically rebalance the subaccount portion of your contract value either quarterly, semiannually, or annually. The period you select will start to run on the date we record your request. On the first valuation date of each of these periods, we automatically will rebalance your contract value so that the value in each subaccount matches your current subaccount percentage allocations. These percentage allocations must be in whole numbers. There is no charge for asset rebalancing. The contract value must be at least $2,000.

You can change your percentage allocations or your rebalancing period at any time by contacting us in writing. We will restart the rebalancing period you selected as of the date we record your change. You also can ask us in writing to stop rebalancing your contract value. You must allow 30 days for us to change any instructions that currently are in place. For more information on asset rebalancing, contact your investment professional.

Different rules apply to asset rebalancing under the PN program (see “Portfolio Navigator Program” below and “Appendix I — Asset Allocation Program for Contracts with Applications Signed Before May 1, 2006”).

As long as you are not participating in a PN program, asset rebalancing is available for use with the Special DCA fixed account (Current Contract) and the DCA fixed account (Original Contract) (see “Special DCA Fixed Account” and “DCA Fixed Account”) only if your subaccount allocation for asset rebalancing is exactly the same as your subaccount allocation for transfers from the Special DCA fixed account and the DCA fixed account. If you change your subaccount allocations under the asset rebalancing program or the Special DCA fixed account and the DCA fixed account, we will automatically change the subaccount allocations so they match. If you do not wish to have the subaccount allocation be the same for the asset rebalancing program and the Special DCA fixed account and the DCA fixed account, you must terminate the asset rebalancing program or the Special DCA fixed account and the DCA fixed account, as you may choose.

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PORTFOLIO NAVIGATOR PROGRAM (PN program)
Under the PN program for the living benefit riders, your contract value is allocated to a PN program investment option (except as described in the next paragraph). The PN program investment options are currently five funds of funds, each of which invests in underlying funds in proportions that vary among the funds of funds in light of each fund of funds’ investment objective (“Portfolio Navigator funds”). The PN program is available for both nonqualified and qualified annuities.

The PN program also allows those who participated in a previous version of the PN program and who previously opted out of the transfer of their contract value to Portfolio Navigator funds to remain invested in accordance with a “static” PN program model portfolio investment option that is not subject to updating or reallocation. For more information on the static model portfolios, see “The static model portfolios” below.

You are required to participate in the PN program if your contract includes optional living benefit riders. If your contract does not include one of these riders, you may not participate in the PN program; but you may choose to allocate your contract value to one or more of the Portfolio Navigator funds without being in the PN program. You should review any PN program information, including the prospectus for the funds of funds, carefully. Your investment professional can provide you with additional information and can answer questions you may have on the PN program.

The Portfolio Navigator funds. Each of the Portfolio Navigator funds is a fund of funds with the investment objective of seeking a high level of total return consistent with a certain level of risk by investing in various underlying funds. The funds of funds have objectives ranging from Conservative to Aggressive, and are managed within asset class allocation targets and with a broad multi-manager approach. Columbia Management Investment Advisers is the investment adviser of each of the funds of funds, and Columbia Management Investment Advisers or an affiliate is the investment adviser of each of the underlying funds in which the funds of funds invest. Morningstar Associates, LLC serves as an independent consultant to Columbia Management Investment Advisers to provide recommendations regarding portfolio construction and ongoing analysis of the funds of funds. Neither Columbia Management Investment Advisers nor Morningstar Associates, LLC serves as your investment adviser as to the allocation of your contract value under the PN program (regardless of whether you have selected a PN program investment option or have chosen to remain in a static model portfolio). Some of the underlying funds are managed on a day-to-day basis directly by Columbia Management Investment Advisers and some are managed by one or more affiliated or unaffiliated sub-advisers, subject to the oversight of Columbia Management Investment Advisers and the fund’s board of trustees.

Below are the target asset allocation weights (between equity and fixed income/cash underlying funds) for each of the funds of funds:

1. Variable Portfolio – Aggressive Portfolio: 80% Equity / 20% Fixed Income

2. Variable Portfolio – Moderately Aggressive Portfolio: 65% Equity / 35% Fixed Income

3. Variable Portfolio – Moderate Portfolio: 50% Equity / 50% Fixed Income

4. Variable Portfolio – Moderately Conservative Portfolio: 35% Equity / 65% Fixed Income

5. Variable Portfolio – Conservative Portfolio: 20% Equity / 80% Fixed Income

Fund of funds conflicts of interest. In providing investment advisory services for the funds of funds and the underlying funds in which the funds of funds invest, Columbia Management Investment Advisers is, together with its affiliates, including us, subject to competing interests that may influence its decisions. These competing interests typically arise because Columbia Management Investment Advisers or one of its affiliates serves as the investment adviser to the underlying funds and may provide other services in connection with such underlying funds, and because the compensation we and our affiliates receive for providing these investment advisory and other services varies depending on the underlying fund. For additional information about the conflicts of interest to which Columbia Management Investment Advisers and its affiliates are subject, see the funds of funds prospectus.

The static model portfolios. If you have chosen to remain invested in a “static” PN program model portfolio investment option, your assets will remain invested in accordance with your current model portfolio, and you will not be provided with any updates to the model portfolio or reallocation recommendations. (The last such reallocation recommendation was provided in 2009.) Each model portfolio consists of underlying funds and/or any GPAs (if included) according to the allocation percentages stated for the model portfolio. If you are participating in the PN program through a model portfolio, you instruct us to automatically rebalance your contract value quarterly in order to maintain alignment with these allocation percentages.

If you own a contract with a living benefit rider which requires you to participate in the PN program and have chosen to remain in a PN program model portfolio, you may in the future transfer the assets in your contract only to one of the fund of funds investment options. If you begin taking income from your contract and have a living benefit rider that requires a move

RIVERSOURCE INNOVATIONS SELECT VARIABLE ANNUITY — PROSPECTUS 57

to a certain model portfolio once you begin taking income, you will be transferred to the fund of funds that corresponds to that model portfolio.

Special rules apply to the GPAs if they are included in a model portfolio. Under these rules:

•	no MVA will apply when rebalancing occurs within a specific model portfolio (but an MVA may apply if you elect to transfer to a fund of funds);

•	no MVA will apply when you elect an annuity payout plan while your contract value is invested in a model portfolio. (See “Guarantee Period Accounts — Market Value Adjustment.”)

If you choose to remain in a static model portfolio, the investments and investment styles and policies of the underlying funds in which your contract value is invested may change. Accordingly, your model portfolio may change so that it is no longer appropriate for your needs, even though your allocations to underlying funds do not change. Furthermore, the absence of periodic updating means that existing underlying funds will not be replaced as may be appropriate due to poor performance, changes in management personnel, or other factors.

Although the model portfolios are no longer maintained on an ongoing basis, the asset allocations in the model portfolios may have been affected by conflicts of interest similar to those to which the funds of funds are subject. Certain of the underlying funds in the model portfolios are managed by Columbia Management Investment Advisers or an affiliate while others are not, and we or our affiliate had an incentive to specify greater allocation percentages for the affiliated underlying funds.

Participating in the PN program. You are responsible for determining which investment option is best for you. Your investment professional can help you make this determination. In addition, your investment professional may provide you with an investor questionnaire, a tool to help define your investing style that is based on factors such as your investment goals, your tolerance for risk and how long you intend to invest. Your responses to the investor questionnaire can help you determine which investment option most closely matches your investing style. While the scoring of the investor questionnaire is objective, there is no guarantee that your responses to the investor questionnaire accurately reflect your tolerance for risk. Similarly, there is no guarantee that the investment option you select or have selected after completing the investor questionnaire is appropriate to your ability to withstand investment risk. RiverSource Life is not responsible for your selection of a specific investment option or your decision to change to a different investment option.

Currently, there are five Portfolio Navigator funds (and under the previous PN program, five static model portfolios investment options), ranging from conservative to aggressive. You may not use more than one investment option at a time.

If you initially allocate qualifying purchase payments to the DCA fixed account (Original Contract) or Special DCA fixed account (Current Contract), when available (see “The Special DCA Fixed Account” and “DCA Fixed Account”), and you are participating in the PN program, we will make monthly transfers in accordance with your instructions from the DCA fixed account (Original Contract) or Special DCA fixed account (Current Contract), into the investment option or model portfolio you have chosen.
You may request a change to your fund of funds (or a transfer from your model portfolio to a fund of funds) up to twice per contract year by written request on an authorized form or by another method agreed to by us. If you make such a change, we may charge you a higher fee for your rider. If your contract includes a SecureSource series rider, we reserve the right to limit the number of changes if required to comply with the written instructions of a fund (see “Market Timing”). If your contract includes the GWB for Life rider or SecureSource series rider, we reserve the right to limit the number of investment options from which you can select, subject to state restrictions.
We reserve the right to change the terms and conditions of the PN program upon written notice to you. This includes but is not limited to the right to:

•	limit your choice of investment options based on the amount of your initial purchase payment;

•	cancel required participation in the program after 30 days written notice;

•	substitute a fund of funds for your model portfolio, if applicable, if permitted under applicable securities law; and

•	discontinue the PN program after 30 days written notice.
Risks. Asset allocation through the PN program does not guarantee that your contract will increase in value nor will it protect against a decline in value if market prices fall. By investing in a fund of funds, you may be able to reduce the volatility in your contract value, but there is no guarantee that this will happen. For additional information about the risks of investing in a Portfolio Navigator funds of funds, see funds of funds prospectus.

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Living benefits requiring participation in the PN program:

•	Accumulation Protector Benefit rider: You cannot terminate the Accumulation Protector Benefit rider. As long as the Accumulation Protector Benefit rider is in effect, your contract value must be invested in one of the PN program investment options. For contracts with applications signed on or after Jan. 26, 2009, you cannot select the Aggressive investment option, or transfer to the Aggressive investment option while the rider is in effect. The Accumulation Protector Benefit rider automatically ends at the end of the waiting period and you then have the option to cancel your participation in the PN program. At all other times, if you do not want to invest in any of the PN program investment options, you must terminate your contract by requesting a full surrender. Surrender charges and tax penalties may apply. Therefore, you should not select the Accumulation Protector Benefit rider if you do not intend to continue participating in the PN program (as it now exists or as we may modify it in the future) until the end of the waiting period.

•	SecureSource series or Guarantor Withdrawal Benefit for Life riders : The SecureSource series or the Guarantor Withdrawal Benefit for Life riders require that your contract value be invested in one of the PN program investment options for the life of the contract. Subject to state restrictions, we reserve the right to limit the number of investment options from which you can select based on the dollar amount of purchase payments you make. Because you cannot terminate the SecureSource series rider or the Guarantor Withdrawal Benefit for Life rider once you have selected it, you must terminate your contract by requesting a full surrender if you do not want to invest in any of the PN program investment options. Surrender charges and tax penalties may apply. Therefore, you should not select the SecureSource series or Guarantor Withdrawal Benefit for Life rider if you do not intend to continue participating in the PN program (as it now exists or as we may modify it in the future) for the life of the contract.

•	Guarantor Withdrawal Benefit rider: The Guarantor Withdrawal Benefit rider requires that your contract value be invested in one of the PN program investment options for the life of the contract and because you cannot terminate the Guarantor Withdrawal Benefit rider once you have selected it, you must terminate your contract by requesting a full surrender if you do not want to invest in any of the PN program investment options. Surrender charges and tax penalties may apply. Therefore, you should not select the Guarantor Withdrawal Benefit rider if you do not intend to continue participating in the PN program (as it now exists or as we may modify it in the future) for the life of the contract.

•	Income Assurer Benefit rider: The Income Assurer Benefit rider requires that your contract value be invested in one of the PN program investment options for the life of the contract. You can terminate the Income Assurer Benefit rider during the 30-day period after the first rider anniversary and at any time after the expiration of the waiting period. At all other times you cannot terminate the Income Assurer Benefit rider once you have selected it and you must terminate your contract by requesting a full surrender if you do not want to invest in any of the PN program investment options. Surrender charges and tax penalties may apply. Therefore, you should not select the Income Assurer Benefit rider if you do not intend to continue participating in the PN program (as it now exists or as we may modify it in the future) for the life of the contract.

TRANSFERRING AMONG ACCOUNTS
The transfer rights discussed in this section do not apply while the PN program is in effect.

For the Current Contract, you may transfer contract value from any one subaccount, GPAs, the regular fixed account and the Special DCA fixed account to another subaccount before the annuitization start date. For the Original Contract, you may transfer contract value from any one subaccount, GPAs, the one-year fixed account, or the DCA fixed account to another subaccount before the annuitization start date. Certain restrictions apply to transfers involving the GPAs, the regular fixed account and the one-year fixed account. You may not transfer contract value to the Special DCA fixed account or the DCA fixed account. You may not transfer contract value from the Special DCA fixed account or the DCA fixed account except as part of automated monthly transfers.

The date your request to transfer will be processed depends on when we receive it:

•	If we receive your transfer request at our corporate office in good order before the close of business, we will process your transfer using the accumulation unit value we calculate on the valuation date we received your transfer request.

•	If we receive your transfer request at our corporate office in good order at or after the close of business, we will process your transfer using the accumulation unit value we calculate on the next valuation date after we received your transfer request.

There is no charge for transfers. Before making a transfer, you should consider the risks involved in changing investments. Transfers out of the GPAs will be subject to an MVA if done more than 30 days before the end of the guarantee period, unless an exception applies.

We may suspend or modify transfer privileges at any time.

For information on transfers after annuity payouts begin, see “Transfer policies” below.

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Transfer policies
Current Contract:

•	Before the annuitization start date, you may transfer contract values between the subaccounts, or from the subaccounts to the GPAs and the regular fixed account at any time. However, if you made a transfer from the regular fixed account to the subaccounts or the GPAs, took a partial surrender from the fixed account or terminated automated transfers from the Special DCA fixed account, you may not make a transfer from any subaccount or GPA to the regular fixed account for six months following that transfer, partial surrender or termination.

•	You may transfer contract values from the regular fixed account to the subaccounts or the GPAs once a year on or within 30 days before or after the contract anniversary (except for automated transfers, which can be set up at any time for certain transfer periods subject to certain minimums). Transfers from the regular fixed account are not subject to an MVA. You may transfer the entire contract value to the regular fixed account. Subject to state restrictions, we reserve the right to limit transfers to the regular fixed account at any time on a non-discriminatory basis with notification. Transfers out of the regular fixed account, including automated transfers, are limited to 30% of regular fixed account value at the beginning of the contract year(1) or $10,000, whichever is greater. Because of this limitation, it may take you several years to transfer all your contract value from the regular fixed account. You should carefully consider whether the regular fixed account meets your investment criteria before you invest. Subject to state restrictions, we reserve the right to change the percentage allowed to be transferred from the regular fixed account at any time on a non-discriminatory basis with notification.

•	You may transfer contract values from a GPA any time after 60 days of transfer or payment allocation to the account. Transfers made more than 30 days before the end of the guarantee period will receive an MVA, which may result in a gain or loss of contract value, unless an exception applies (see “The Guarantee Period Accounts (GPAs) — Market Value Adjustment (MVA)”).

•	You may not transfer contract values from the subaccounts, the GPAs or the regular fixed account into the Special DCA fixed account. However, you may transfer contract values as automated monthly transfers from the Special DCA fixed account to the subaccounts or the PN program model portfolio or investment option in effect. (See “Special DCA Fixed Account.”)

•	After the annuitization start date, you may not make transfers to or from the GPAs or the fixed account, but you may make transfers once per contract year among the subaccounts. During the annuity payout period, we reserve the right to limit the number of subaccounts in which you may invest. On the annuitization start date, you must transfer all contract value out of your GPAs and Special DCA fixed account.

(1)	All purchase payments received into the regular fixed account prior to your transfer request are considered your beginning of contract year value during the first contract year.

Original Contract:

•	Before the annuitization start date, you may transfer contract values between the subaccounts, or from the subaccounts to the GPAs and the one-year fixed account at any time. However, if you made a transfer from the one-year fixed account to the subaccounts or the GPAs, you may not make a transfer from any subaccount or GPA back to the one-year fixed account for six months following that transfer.

•	You may transfer contract values from the one-year fixed account to the subaccounts or the GPAs once a year on or within 30 days before or after the contract anniversary (except for automated transfers, which can be set up at any time for certain transfer periods subject to certain minimums). Transfers from the one-year fixed account are not subject to an MVA. The amount of contract value transferred to the one-year fixed account cannot result in the value of the one-year fixed account being greater than 30% of the contract value. Transfers out of the one-year fixed account are limited to 30% of one-year fixed account values at the beginning of the contract year or $10,000, whichever is greater. Because of this limitation, it may take you several years to transfer all your contract value from the one-year fixed account. You should carefully consider whether the one-year fixed account meets your investment criteria before you invest. Subject to state restrictions, we reserve the right to further limit transfers to or from the one-year fixed account if the interest rate we are then crediting on new purchase payments allocated to the one-year fixed account is equal to the minimum interest rate stated in the contract.

•	You may transfer contract values from a GPA any time after 60 days of transfer or payment allocation to the account. Transfers made more than 30 days before the end of the guarantee period will receive an MVA, which may result in a gain or loss of contract value, unless an exception applies (see “The Guarantee Period Accounts (GPAs) — Market Value Adjustment (MVA)”).

•	You may not transfer contract values from the subaccounts, the GPAs, or the one-year fixed account into the DCA fixed account. However, you may transfer contract values as automated monthly transfers from the DCA fixed account to any of the investment options available under your contract, subject to investment minimums and other restrictions we may impose on investments in the one-year fixed account and the GPA, as described above. (See “DCA Fixed Account.”)

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•	After the annuitization start date, you may not make transfers to or from the GPAs or the fixed account, but you may make transfers once per contract year among the subaccounts. During the annuity payout period, we reserve the right to limit the number of subaccounts in which you may invest. On the annuitization start date, you must transfer all contract value out of your GPAs and DCA fixed account.

Market Timing
Market timing can reduce the value of your investment in the contract. If market timing causes the returns of an underlying fund to suffer, contract value you have allocated to a subaccount that invests in that underlying fund will be lower too. Market timing can cause you, any joint owner of the contract and your beneficiary(ies) under the contract a financial loss.

Funds available as investment options under the contract that invest in securities that trade in overseas securities markets may be at greater risk of loss from market timing, as market timers may seek to take advantage of changes in the values of securities between the close of overseas markets and the close of U.S. markets. Also, the risks of market timing may be greater for underlying funds that invest in securities such as small cap stocks, high yield bonds, or municipal securities, that may be traded infrequently.

We seek to prevent market timing. Market timing is frequent or short-term trading activity. We do not accommodate short-term trading activities. Do not buy a contract if you wish to use short-term trading strategies to manage your investment. The market timing policies and procedures described below apply to transfers among the subaccounts within the contract. The underlying funds in which the subaccounts invest have their own market timing policies and procedures. The market timing policies of the underlying funds may be more restrictive than the market timing policies and procedures we apply to transfers among the subaccounts of the contract, and may include redemption fees. We reserve the right to modify our market timing policies and procedures at any time without prior notice to you.

Market timing may hurt the performance of an underlying fund in which a subaccount invests in several ways, including but not necessarily limited to:

•	diluting the value of an investment in an underlying fund in which a subaccount invests;

•	increasing the transaction costs and expenses of an underlying fund in which a subaccount invests; and,

•	preventing the investment adviser(s) of an underlying fund in which a subaccount invests from fully investing the assets of the fund in accordance with the fund’s investment objectives.

In order to help protect you and the underlying funds from the potentially harmful effects of market timing activity, we apply the following market timing policy to discourage frequent transfers of contract value among the subaccounts of the variable account:

We try to distinguish market timing from transfers that we believe are not harmful, such as periodic rebalancing for purposes of an asset allocation, dollar-cost averaging and asset rebalancing program that may be described in this prospectus. There is no set number of transfers that constitutes market timing. Even one transfer in related accounts may be market timing. We seek to restrict the transfer privileges of a contract owner who makes more than three subaccount transfers in any 90 day period. We also reserve the right to refuse any transfer request, if, in our sole judgment, the dollar amount of the transfer request would adversely affect unit values.

If we determine, in our sole judgment, that your transfer activity constitutes market timing, we may modify, restrict or suspend your transfer privileges to the extent permitted by applicable law, which may vary based on the state law that applies to your contract and the terms of your contract. These restrictions or modifications may include, but not be limited to:

•	requiring transfer requests to be submitted only by first-class U.S. mail;

•	not accepting hand-delivered transfer requests or requests made by overnight mail;

•	not accepting telephone or electronic transfer requests;

•	requiring a minimum time period between each transfer;

•	not accepting transfer requests of an agent acting under power of attorney;

•	limiting the dollar amount that you may transfer at any one time;

•	suspending the transfer privilege; or

•	modifying instructions under an automated transfer program to exclude a restricted fund if you do not provide new instructions.

Subject to applicable state law and the terms of each contract, we will apply the policy described above to all contract owners uniformly in all cases. We will notify you in writing after we impose any modification, restriction or suspension of your transfer rights.

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We cannot guarantee that we will be able to identify and restrict all market timing activity. Because we exercise discretion in applying the restrictions described above, we cannot guarantee that we will be able to restrict all market timing activity. In addition, state law and the terms of some contracts may prevent us from stopping certain market timing activity. Market timing activity that we are unable to identify and/or restrict may impact the performance of the underlying funds and may result in lower contract values.

In addition to the market timing policy described above, which applies to transfers among the subaccounts within your contract, you should carefully review the market timing policies and procedures of the underlying funds. The market timing policies and procedures of the underlying funds may be materially different than those we impose on transfers among the subaccounts within your contract and may include mandatory redemption fees as well as other measures to discourage frequent transfers. As an intermediary for the underlying funds, we are required to assist them in applying their market timing policies and procedures to transactions involving the purchase and exchange of fund shares. This assistance may include, but not be limited to, providing the underlying fund upon request with your Social Security Number, Taxpayer Identification Number or other United States government-issued identifier, and the details of your contract transactions involving the underlying fund. An underlying fund, in its sole discretion, may instruct us at any time to prohibit you from making further transfers of contract value to or from the underlying fund, and we must follow this instruction. We reserve the right to administer and collect on behalf of an underlying fund any redemption fee imposed by an underlying fund. Market timing policies and procedures adopted by underlying funds may affect your investment in the contract in several ways, including but not limited to:

•	Each fund may restrict or refuse trading activity that the fund determines, in its sole discretion, represents market timing.

•	Even if we determine that your transfer activity does not constitute market timing under the market timing policies described above which we apply to transfers you make under the contract, it is possible that the underlying fund’s market timing policies and procedures, including instructions we receive from a fund may require us to reject your transfer request. For example, while we disregard transfers permitted under any asset allocation, dollar-cost averaging and asset rebalancing programs that may be described in this prospectus, we cannot guarantee that an underlying fund’s market timing policies and procedures will do so. Orders we place to purchase fund shares for the variable account are subject to acceptance by the fund. We reserve the right to reject without prior notice to you any transfer request if the fund does not accept our order.

•	Each underlying fund is responsible for its own market timing policies, and we cannot guarantee that we will be able to implement specific market timing policies and procedures that a fund has adopted. As a result, a fund’s returns might be adversely affected, and a fund might terminate our right to offer its shares through the variable account.

•	Funds that are available as investment options under the contract may also be offered to other intermediaries who are eligible to purchase and hold shares of the fund, including without limitation, separate accounts of other insurance companies and certain retirement plans. Even if we are able to implement a fund’s market timing policies, we cannot guarantee that other intermediaries purchasing that same fund’s shares will do so, and the returns of that fund could be adversely affected as a result.

For more information about the market timing policies and procedures of an underlying fund, the risks that market timing pose to that fund, and to determine whether an underlying fund has adopted a redemption fee, see that fund’s prospectus.

HOW TO REQUEST A TRANSFER OR SURRENDER

 1 By letter

Send your name, contract number, Social Security Number or Taxpayer Identification Number* and signed request for a transfer or surrender to our corporate office:

RiverSource Life Insurance Company
829 Ameriprise Financial Center
Minneapolis, MN 55474

Current Contract:

Minimum amount
Transfers or surrenders: $250 or entire subaccount balance**

Original Contract:

Minimum amount
Transfers or surrenders:  $500 or entire account balance

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All Contracts:

Maximum amount
Transfers or surrenders:  Contract value or entire account balance

*	Failure to provide a Social Security Number or Taxpayer Identification Number may result in mandatory tax withholding on the taxable portion of the distribution.
**	The contract value after a partial surrender must be at least $500.

 2 By automated transfers and automated partial surrenders

Your investment professional can help you set up automated transfers among your subaccounts, regular fixed account (Current Contract), the one-year fixed account (Original Contract) or GPAs or automated partial surrenders from the GPAs, regular fixed account, one-year fixed account, Special DCA fixed account (Current Contract), DCA fixed account (Original Contract) or the subaccounts.

You can start or stop this service by written request or other method acceptable to us.

You must allow 30 days for us to change any instructions that are currently in place.

•	Automated transfers from the one-year fixed account (Original Contact only) to any one of the subaccounts may not exceed an amount that, if continued, would deplete the one-year fixed account within 12 months.

•	Automated transfers from the regular fixed account (Current Contract only) are limited to 30% of the regular fixed account values at the beginning of the contract year or $10,000, whichever is greater.

•	Automated surrenders may be restricted by applicable law under some contracts.

•	You may not make additional purchase payments if automated partial surrenders are in effect.

•	If the PN program is in effect, you are not allowed to set up automated transfers except in connection with a Special DCA fixed account (Current Contract) or DCA fixed account (Original Contract) (see “Special DCA Fixed Account”, “Fixed Account — DCA Fixed Account” and “Making the Most of Your Contract — Portfolio Navigator Program”).

•	Automated partial surrenders may result in income taxes and penalties on all or part of the amount surrendered.

•	If you have one of the SecureSource series of riders, the Guarantor Withdrawal Benefit for Life rider or the Guarantor Withdrawal Benefit rider, you may set up automated partial surrenders up to the benefit amount available for withdrawal under the rider.

Minimum amount

Current Contract:

Transfers or surrenders:	$50

Original Contract:

Transfers or surrenders:	$100 monthly $250 quarterly, semiannually or annually

 3 By phone

Call:
1-800-333-3437

Minimum amount

Current Contract:

Transfers or surrenders:  $250 or entire contract balance

Original Contract:

Transfers or surrenders:  $500 or entire account balance

Maximum amount

Current Contract:

Transfers:                Contract value or entire account balance
Surrenders:                $100,000

Original Contract:

Transfers:                Contract value or entire account balance
Surrenders:                $25,000

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We answer telephone requests promptly, but you may experience delays when the call volume is unusually high. If you are unable to get through, use the mail procedure as an alternative.

We will honor any telephone transfer or surrender requests that we believe are authentic and we will use reasonable procedures to confirm that they are. This includes asking identifying questions and recording calls. We will not allow a telephone surrender within 30 days of a phoned-in address change. As long as we follow the procedures, we (and our affiliates) will not be liable for any loss resulting from fraudulent requests.

Telephone transfers and surrenders are automatically available. You may request that telephone transfers and surrenders not be authorized from your account by writing to us.

Surrenders

You may surrender all or part of your contract at any time before the annuitization start date by sending us a written request or calling us. If we receive your surrender request in good order at our corporate office before the close of business, we will process your surrender using the accumulation unit value we calculate on the valuation date we received your surrender request. If we receive your surrender request at our corporate office at or after the close of business, we will process your surrender using the accumulation unit value we calculate on the next valuation date after we received your surrender request. We may ask you to return the contract. You may have to pay a contract administrative charge, surrender charges or any applicable optional rider charges (see “Charges”), federal income taxes and penalties. State and local income taxes may also apply (see “Taxes”). You cannot make surrenders after the annuitization start date except under Variable Annuity Payout Plan E. (See “The Annuity Payout Period — Annuity Payout Plans.”)

Any partial surrenders you take under the contract will reduce your contract value. As a result, the value of your death benefit or any optional benefits you have elected will also be reduced. If you have elected one of the SecureSource series of riders, the Guarantor Withdrawal Benefit for Life rider or the Guarantor Withdrawal Benefit rider and your partial surrenders in any contract year exceed the permitted surrender amount under the terms of the rider, your benefits under the rider may be reduced (see “Optional Benefits”). The first partial surrender request during the first contract year, for the SecureSource Stages 2 rider and any partial surrender request that reverses previous step-ups during the 3-year waiting period or exceeds the amount allowed under the riders and impacts the guarantees provided, will not be considered in good order until we receive a signed Benefit Impact Acknowledgement. This form shows the projected effect of the surrender on the rider benefits or a verbal acknowledgement that you understand and accept the impacts that have been explained to you.

In addition, surrenders you are required to take to satisfy RMDs under the Code may reduce the value of certain death benefits and optional benefits (see “Taxes — Qualified Annuities — Required Minimum Distributions”).

SURRENDER POLICIES
Current Contract:
If you have a balance in more than one account and you request a partial surrender, we will automatically surrender from all your subaccounts, GPAs, the Special DCA fixed account and/or the regular fixed account in the same proportion as your value in each account correlates to your total contract value, unless requested otherwise(1). The minimum contract value after partial surrender is $500.

Original Contract:
If you have a balance in more than one account and you request a partial surrender, we will automatically surrender from all your subaccounts, GPAs, the DCA fixed account and/or the one-year fixed account in the same proportion as your value in each account correlates to your total contract value, unless requested otherwise.(1)

After executing a partial surrender, the value in the one-year fixed account and each GPA and subaccount must be either zero or at least $50.

(1)	If you elected one of the SecureSource series of riders, you do not have the option to request from which account to surrender.

RECEIVING PAYMENT
By regular or express mail:

•	payable to you;

•	mailed to address of record.

NOTE: We will charge you a fee if you request express mail delivery.

Normally, we will send the payment within seven days after receiving your request in good order. However, we may postpone the payment if:

– the surrender amount includes a purchase payment check that has not cleared;

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– the NYSE is closed, except for normal holiday and weekend closings;

– trading on the NYSE is restricted, according to SEC rules;

– an emergency, as defined by SEC rules, makes it impractical to sell securities or value the net assets of the accounts; or

– the SEC permits us to delay payment for the protection of security holders.

TSA — Special Provisions

PARTICIPANTS IN TAX-SHELTERED ANNUITIES
If the contract is intended to be used in connection with an employer sponsored 403(b) plan, additional rules relating to this contract can be found in the annuity endorsement for tax sheltered 403(b) annuities. Unless we have made special arrangements with your employer, the contract is not intended for use in connection with an employer sponsored 403(b) plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). In the event that the employer either by affirmative election or inadvertent action causes contributions under a plan that is subject to ERISA to be made to this contract, we will not be responsible for any obligations and requirements under ERISA and the regulations thereunder, unless we have prior written agreement with the employer. You should consult with your employer to determine whether your 403(b) plan is subject to ERISA.

In the event we have a written agreement with your employer to administer the plan pursuant to ERISA, special rules apply as set forth in the TSA endorsement.

The employer must comply with certain nondiscrimination requirements for certain types of contributions under a TSA contract to be excluded from taxable income. You should consult your employer to determine whether the nondiscrimination rules apply to you.

The Code imposes certain restrictions on your right to receive early distributions from a TSA:

•	Distributions attributable to salary reduction contributions (plus earnings) made after Dec. 31, 1988, or to transfers or rollovers from other contracts, may be made from the TSA only if:

–	you are at least age 59 1/2;

–	you are disabled as defined in the Code;

–	you severed employment with the employer who purchased the contract;

–	the distribution is because of your death;

–	the distribution is due to plan termination; or

–	you are a military reservist.

•	If you encounter a financial hardship (as provided by the Code), you may be eligible to receive a distribution of all contract values attributable to salary reduction contributions made after Dec. 31, 1988, but not the earnings on them.

•	Even though a distribution may be permitted under the above rules, it may be subject to IRS taxes and penalties (see “Taxes”)

•	The above restrictions on distributions do not affect the availability of the amount credited to the contract as of Dec. 31, 1988. The restrictions also do not apply to transfers or exchanges of contract value within the contract, or to another registered variable annuity contract or investment vehicle available through the employer.

Changing the Annuitant

For the Current Contract, if you have a nonqualified annuity and are a natural person (excluding a revocable trust), you may change the annuitant or contingent annuitant if the request is made prior to the annuitization start date and while the existing annuitant or contingent annuitant is living. The change will become binding on us when we receive it. If you and the annuitant are not the same person and the annuitant dies before the annuitization start date, the owner becomes the annuitant unless a contingent annuitant has been previously selected. You may not change the annuitant if you have a qualified annuity or there is non-natural or revocable trust ownership.

For the Original Contract, annuitant changes are not allowed.

Changing Ownership

You may change ownership of your nonqualified annuity at any time by completing a change of ownership form we approve and sending it to our corporate office. We will honor any change of ownership request received in good order that we believe

RIVERSOURCE INNOVATIONS SELECT VARIABLE ANNUITY — PROSPECTUS 65

is authentic and we will use reasonable procedures to confirm authenticity. If we follow these procedures, we will not take any responsibility for the validity of the change.

If you have a nonqualified annuity, you may incur income tax liability by transferring, assigning or pledging any part of it. (See “Taxes.”)

If you have a qualified annuity, you may not sell, assign, transfer, discount or pledge your contract as collateral for a loan, or as security for the performance of an obligation or for any other purpose except as required or permitted by the Code. However, if the owner is a trust or custodian, or an employer acting in a similar capacity, ownership of the contract may be transferred to the annuitant.

Please consider carefully whether or not you wish to change ownership of your annuity contract. If you elected any optional contract features or riders and any owner was not an owner before the change, all owners (including any prior owner who is still an owner after the ownership change) (along with the annuitant for the Original Contract) will be subject to all limitations and/or restrictions of those features or riders just as if they were purchasing a new contract.

If you have an Income Assurer Benefit rider and/or the Benefit Protector Plus rider, the riders will terminate upon transfer of ownership of the annuity contract.

For the Original Contract, our current administrative practice is that if you have the Benefit Protector rider, the owner can choose to terminate the Benefit Protector rider during the 30-day window following the effective date of the ownership change.

For the Current Contract, if you have the Benefit Protector rider, if any owner is older than age 75 immediately following the ownership change, the rider will terminate upon change of ownership. If all owners are younger than age 76, the rider continues unless the owner chooses to terminate it during the 30-day window following the effective date of the ownership change. The Benefit Protector death benefit values may be reset (see “Optional Death Benefits – Benefit Protector Death Benefit Rider”).

For the Current Contract, the death benefit may change due to a change of ownership. If any owner is older than age 85 immediately following the ownership change, the MAV Death Benefit, 5% Accumulation Death Benefit and EDB will terminate, the ROPP Death Benefit will be unavailable, and the Contract Value Death Benefit will apply. If any owner is older than age 79 but all owners are younger than age 86, the MAV Death Benefit, the 5% Accumulation Death Benefit, and the EDB will terminate and the ROPP Death Benefit will apply. If all owners are age 79 or younger, the ROPP Death Benefit, MAV Death Benefit, 5% Accumulation Death Benefit or EDB will continue. The ROPP Death Benefit, MAV Death Benefit, 5% Accumulation Death Benefit and EDB values may be reset (see “Benefits in the Case of Death”). If the death benefit that applies to your contract changes due to an ownership change, the mortality and expense risk fee may change as well (see “Charges – Mortality and Expense Risk Fee”).

The SecureSource series – Joint Life rider, if selected, only allows transfer of the ownership of the annuity contract between covered spouses or their revocable trust(s); no other ownership changes are allowed while this rider is in force, subject to state restrictions. For the SecureSource Stages 2 – Joint Life rider, if ownership is transferred from a covered spouse to their revocable trust(s), the annuitant must be one of the covered spouses. The Accumulation Protector Benefit, the SecureSource – Single Life, the Guarantor Withdrawal Benefit for Life and the Guarantor Withdrawal Benefit riders will continue upon transfer of ownership of the annuity contract and the values may be reset. For SecureSource rider and Guarantor Withdrawal Benefit for Life rider, any ownership change that impacts the guarantees provided will not be considered in good order until we receive a signed Benefit Impact Acknowledgement form showing the projected effect of the ownership change on the rider benefits or a verbal acknowledgement that you understand and accept the impacts that have been explained to you. For the Secure Source Stages 2 – Single Life riders, Secure Source 20 – Single Life and SecureSource Stages – Single Life riders, an ownership change that results in different covered person will terminate the rider, subject to state restrictions. (See “Optional Benefits.”)

Benefits in Case of Death

Current Contract:
(applications signed on or after Nov. 30, 2009, subject to state availability)

We will pay the death benefit to your beneficiary upon your death if you die before the annuitization start date while this contract is in force. If a contract has more than one person as the owner, we will pay the benefits upon the first to die of any owner. The basic death benefit available under your contract at contract issue is the ROPP Death Benefit. In addition to the ROPP Death Benefit, we also offer the following optional death benefits at contract issue:

•	MAV Death Benefit;

 66  RIVERSOURCE INNOVATIONS SELECT VARIABLE ANNUITY — PROSPECTUS

•	5% Accumulation Death Benefit; or

•	Enhanced Death Benefit.

If it is available in your state and if you are age 79 or younger at contract issue, you can elect any one of the above optional death benefits. If you are age 80 or older at contract issue, the ROPP Death Benefit will apply.

Once you elect a death benefit, you cannot change it; however the death benefit that applies to your contract may change due to an ownership change (see “Changing Ownership”) or continuation of the contract by the spouse under the spousal continuation provision.

We show the death benefit that applies to your contract at issue on your contract’s data page. The death benefit determines the mortality and expense risk fee that is assessed against the subaccounts. (See “Charges — Mortality and Expense Risk Fee.”)

We will base the benefit paid on the death benefit coverage in effect on the date of your death.

Here are some terms that are used to describe the death benefits:

Adjusted partial surrenders (calculated for ROPP and MAV Death Benefits)	=	PS × DB CV

PS = the amount by which the contract value is reduced as a result of the partial surrender.

DB = the applicable ROPP value or MAV on the date of (but prior to) the partial surrender

CV = contract value on the date of (but prior to) the partial surrender.

Covered Life Change: is either continuation of the contract by a spouse under the spousal continuation provision, or an ownership change where any owner after the ownership change was not an owner prior to the change.

Contract Value Death Benefit (CV Death Benefit): is the death benefit available if any owner after an ownership change or spouse who continues the contract under the spousal continuation provision is over age 85 and therefore cannot qualify for the ROPP death benefit. Under this benefit, we will pay the beneficiary the greater of:

–	the Full Surrender Value, or

–	the contract value after any rider charges have been deducted.

Full Surrender Value: is the contract value immediately prior to the surrender (immediately prior to payment of a death claim for death benefits) less:

•	any surrender charge,

•	pro rata rider charges,

•	the contract charge, and

plus:

•	any positive or negative market value adjustment.

RETURN OF PURCHASE PAYMENTS (ROPP) DEATH BENEFIT

The ROPP Death Benefit is the basic death benefit on the contract that will pay your beneficiaries no less than your purchase payments, adjusted for surrenders. If you die before the annuitization start date and while this contract is in force, the death benefit will be the greatest of:

1.	the contract value after any rider charges have been deducted,

2.	the ROPP Value, or

3.	the Full Surrender Value.

ROPP Value: is the total purchase payments on the contract issue date. Additional purchase payments will be added to the ROPP value. Adjusted partial surrenders will be subtracted from the ROPP value.

After a covered life change for a spouse who continues the contract and is age 85 or younger, we reset the ROPP value to the contract value on the date of the continuation after any rider charges have been deducted and after any increase to the contract value due to the death benefit that would otherwise have been paid (without regard to the Full Surrender Value). If the spouse who continues the contract is age 86 or older, the ROPP Death Benefit will terminate and he or she will be eligible for the CV death benefit.

After a covered life change other than for the spouse who continues the contract, if the prior owner and all current owners are eligible for the ROPP death benefit we reset the ROPP value on the valuation date we receive your request for the ownership change to the contract value after any rider charges have been deducted, if the contract value is less.

RIVERSOURCE INNOVATIONS SELECT VARIABLE ANNUITY — PROSPECTUS 67

If the prior owner was not eligible for the ROPP but all current owners are eligible, we reset the ROPP value to the contract value after any rider charges have been deducted on the valuation date we receive your request for the ownership change.

If available in your state and you are age 79 or younger at contract issue, you may select one of the death benefits described below at the time you purchase your contract. The death benefits do not provide any additional benefit before the first contract anniversary and may not be appropriate for certain older issue ages because the benefit values may be limited after age 80. Be sure to discuss with your investment professional whether or not these death benefits are appropriate for your situation.

MAXIMUM ANNIVERSARY VALUE (MAV) DEATH BENEFIT

The MAV Death Benefit provides that if you die while the contract is in force and before the annuitization start date, the death benefit will be the greatest of these values:

1.	contract value after any rider charges have been deducted;

2.	the ROPP value as described above;

3.	the MAV; or

4.	the Full Surrender Value as described above.

The MAV equals the ROPP value prior to the first contract anniversary. Every contract anniversary prior to the earlier of your 81st birthday or your death, we compare the MAV to the current contract value and we reset the MAV to the higher amount. The MAV is increased by any additional purchase payments and reduced by adjusted partial surrenders.

After a covered life change for a spouse who is age 79 or younger and continues the contract, we reset the MAV to the contract value on the date of the continuation after any rider charges have been deducted and after any increase to the contract value due to the death benefit that would otherwise have been paid (without regard to the Full Surrender Value).

After a covered life change other than for a spouse who continues the contract, if all owners are under age 80, we reset the MAV on the valuation date we receive your request for the ownership change to the lesser of these two values:

(a) the contract value after any rider charges have been deducted, or

(b) the MAV on that date, but prior to the reset.

If your spouse chooses to continue the contract under the spousal continuation provision, the death benefit available for the spouse’s beneficiaries depends on the spouse’s age. If your spouse was age 79 or younger when the contract was continued, he or she will continue to be eligible for the MAV. If your spouse is over age 79 but younger than age 86 when the contract was continued, he or she will be eligible for the ROPP death benefit. If your spouse is age 86 or older when the contract was continued, he or she will be eligible for the CV death benefit.

5% ACCUMULATION DEATH BENEFIT

The 5% Accumulation Death Benefit provides that if you die while the contract is in force and before the annuitization start date, the death benefit will be the greatest of these values:

1.	contract value after any rider charges have been deducted;

2.	the ROPP value as described above;

3.	the 5% accumulation death benefit floor; or

4.	the Full Surrender Value as described above.

The key terms and provisions of the 5% Accumulation Death Benefit are:

5% Accumulation Death Benefit Floor: is equal to the sum of:

1.	the contract value in the Excluded Accounts (currently, regular fixed account and GPAs), if any, and

2.	the variable account floor.

Protected Account Base (PAB) and Excluded Account Base (EAB): Adjustments to variable account floor require tracking amounts representing purchase payments, not previously surrendered, that are allocated or transferred to the Protected Accounts (currently, subaccounts and the Special DCA fixed account) and Excluded Accounts.

–	PAB equals amounts representing purchase payments, not previously surrendered or transferred, that are in the Protected Accounts.

–	EAB equals amounts representing purchase payments, not previously surrendered or transferred, that are in the Excluded Accounts.

 68  RIVERSOURCE INNOVATIONS SELECT VARIABLE ANNUITY — PROSPECTUS

Variable Account Floor: Variable account floor is PAB increased on contract anniversaries prior to the earlier of your 81st birthday or your death.

Net Transfer: If multiple transfers are made on the same valuation day, they are combined to determine the net amount of contract value being transferred between the Protected Accounts and Excluded Accounts. This net transfer amount is used to adjust the EAB, PAB and variable account floor values.

Establishment of Variable Account Floor, PAB and EAB
On the contract date, 1) variable account floor and PAB are established as your initial purchase payment allocated to the Protected Accounts; and 2) EAB is established as your initial purchase payment allocated to the Excluded Accounts.

Adjustments to Variable Account Floor, PAB and EAB
Variable account floor, PAB and EAB are adjusted by the following:

1.	When an additional purchase payment is made;

(A) any payment you allocate to the Protected Accounts are added to PAB and to variable account floor, and

(B) any payment you allocate to the excluded accounts are added to EAB.

2.	When transfers are made to the Protected Accounts from the Excluded Accounts, we increase PAB and variable account floor, and we reduce EAB.

The amount we deduct from EAB and add to PAB and to variable account floor is calculated for each net transfer using the following formula:

a × b c	where:

  a = the amount the contract value in the Excluded Accounts is reduced by the net transfer

  b = EAB on the date of (but prior to) the transfer

  c = the contract value in the Excluded Accounts on the date of (but prior to) the transfer.

3.	When partial surrenders are made from the Excluded Accounts, we reduce EAB by the same amount as calculated above for transfers from the Excluded Accounts, using surrender amounts in place of transfer amounts. Partial surrenders from Excluded Accounts do not increase PAB.

4.	When transfers are made to the Excluded Accounts from the Protected Accounts, we reduce PAB and variable account floor, and increase EAB.

The amounts we deduct from PAB and variable account floor are calculated for each net transfer using the following formula:

a × b c	where:

a = the amount the contract value in the Protected Accounts is reduced by the net transfer

b = the applicable PAB or variable account floor on the date of (but prior to) the transfer

c = the contract value in the Protected Accounts on the date of (but prior to) the transfer.

The amount we subtract from PAB is added to EAB.

5.	When partial surrenders are made from the Protected Accounts, we reduce PAB and variable account floor by the same amount as calculated above for transfers from the Protected Accounts, using surrender amounts in place of transfer amounts. Partial surrenders from Protected Accounts do not increase EAB.

6.	After a covered life change for a spouse who continues the contract, variable account floor and PAB are reset to the contract value in the Protected Accounts on the date of continuation. EAB is reset to the contract value in the Excluded Accounts on the date of continuation. The contract value is after any rider charges have been deducted and after any increase to the contract value due to the death benefit that would otherwise have been paid (without regard to the Full Surrender Value).

7.	After a covered life change other than for a spouse who continues the contract, variable account floor, PAB and EAB are reset on the valuation date we receive your written request for the covered life change if all owners are eligible for the 5% Accumulation Death Benefit.

RIVERSOURCE INNOVATIONS SELECT VARIABLE ANNUITY — PROSPECTUS 69

  Variable account floor and PAB are reset to the lesser of A or B where:

     A = the contract value (after any rider charges have been deducted) in the Protected Accounts on that date, and

     B = Variable account floor on that date (but prior to the reset).

  EAB is reset to the lesser of A or B where:

     A = the contract value (after any rider charges have been deducted) in the Excluded Accounts on that date, and

     B = EAB on that date (but prior to the reset).

8.	On a contract anniversary when variable account floor is greater than zero:

(A)	On the first contract anniversary, we increase variable account floor by an amount equal to 5%, multiplied by variable account floor as of 60 days after the contract date.

(B)	On each subsequent contract anniversary prior to the earlier of your 81st birthday or your death, we increase variable account floor by 5%, multiplied by the prior contract anniversary’s variable account floor.

(C)	Any variable account floor increase on contract anniversaries does not increase PAB or EAB.

For contracts issued in New Jersey and Washington state, the cap on the variable account floor is 200% of PAB.

If your spouse chooses to continue the contract under the spousal continuation provision, the death benefit available for the spouse’s beneficiaries depends on the spouse’s age. If your spouse was age 79 or younger when the contract was continued, he or she will continue to be eligible for the 5% Accumulation Death Benefit. If your spouse is over age 79 but younger than age 86 when the contract was continued, he or she will be eligible for the ROPP death benefit. If your spouse is age 86 or older when the contract was continued, he or she will be eligible for the CV Death Benefit.

ENHANCED DEATH BENEFIT

The Enhanced Death Benefit provides that if you die while the contract is in force and before the annuitization start date, the death benefit will be the greatest of these values:

1.	contract value after any rider charges have been deducted;

2.	the ROPP value as described above;

3.	the MAV as described above;

4.	the 5% accumulation death benefit floor as described above; or

5.	the Full Surrender Value as described above.

If your spouse chooses to continue the contract under spousal continuation provision, the death benefit available for the spouse’s beneficiaries depends on the spouse’s age. If your spouse was age 79 or younger when the contract was continued, he or she will continue to be eligible for the Enhanced Death Benefit. If your spouse is over age 79 but younger than age 86 when the contract was continued, he or she will be eligible for the ROPP death benefit. If your spouse is age 86 or older when the contract was continued, he or she will be eligible for the CV Death Benefit.

For an example of how each death benefit is calculated, see Appendix C.

Original Contract:
(applications signed prior to Nov. 30, 2009 or in states where the Current Contract is not available)

We will pay the death benefit, less any purchase payment credits subject to reversal, to your beneficiary upon the earlier of your death or the annuitant’s death. If a contract has more than one person as the owner or annuitant, we will pay the benefits upon the first to die of any owner or the annuitant. The basic death benefit available under your contract at contract issue is the ROP Death Benefit. In addition to the ROP Death Benefit, we also offer the following optional death benefits at contract issue:

•	MAV Death Benefit;

•	5% Accumulation Death Benefit; or

•	Enhanced Death Benefit.

If it is available in your state and if both you and the annuitant are age 79 or younger at contract issue, you can elect any one of the above death benefits. If either you or the annuitant are age 80 or older at contract issue, the ROP Death Benefit will apply. Once you elect a death benefit, you cannot change it. We show the death benefit that applies in your contract on your contract’s data page. The death benefit you select determines the mortality and expense risk fee that is assessed against the subaccounts. (See “Charges — Mortality and Expense Risk Fee.”)

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We will base the benefit paid on the death benefit coverage you chose when you purchased the contract.

Here are some terms used to describe the death benefits:

Adjusted partial surrenders (calculated for ROP and MAV Death Benefits)	=	PS × DB CV

PS	=	the amount by which the contract value is reduced as a result of the partial surrender.
DB	=	the applicable ROP value or MAV on the date of (but prior to) the partial surrender.
CV	=	contract value on the date of (but prior to) the partial surrender.

RETURN OF PURCHASE PAYMENTS (ROP) DEATH BENEFIT

The ROP Death Benefit is the basic death benefit on the contract that will pay your beneficiaries no less than your purchase payments and any purchase payment credits, adjusted for surrenders. If you or the annuitant die before the annuitization start date and while this contract is in force, the death benefit will be the greater of these two values, minus any applicable rider charges:

1. contract value; or

2. total purchase payments and any purchase payment credits applied to the contract minus adjusted partial surrenders.

The ROP Death Benefit will apply unless you select one of the alternative death benefits described immediately below.

If available in your state and both you and the annuitant are age 79 or younger at contract issue, you may select one of the death benefits described below at the time you purchase your contract. The death benefits do not provide any additional benefit before the first contract anniversary and may not be appropriate for certain older issue ages because the benefit values may be limited after age 80. Be sure to discuss with your investment professional whether or not these death benefits are appropriate for your situation.

MAXIMUM ANNIVERSARY VALUE (MAV) DEATH BENEFIT

The MAV Death Benefit provides that if you or the annuitant die while the contract is in force and before the annuitization start date, the death benefit will be the greatest of these three values, minus any applicable rider charges:

1. contract value;

2. total purchase payments and any purchase payment credits applied to the contract minus adjusted partial surrenders; or

3. the MAV on the date of death.

Maximum Anniversary Value (MAV): is zero prior to the first contract anniversary. On the first contract anniversary, we set the MAV as the greater of these two values:

(a) current contract value; or

(b) total purchase payments and any purchase payment credits applied to the contract minus adjusted partial surrenders.

Thereafter, we increase the MAV by any additional purchase payments and any purchase payment credits and reduce the MAV by adjusted partial surrenders. Every contract anniversary after that prior to the earlier of your or the annuitant’s 81st birthday, we compare the MAV to the current contract value and we reset the MAV to the higher amount.

5% ACCUMULATION DEATH BENEFIT

The 5% Accumulation Death Benefit provides that if you or the annuitant die while the contract is in force and before the annuitization start date, the death benefit will be the greatest of these three values, minus any applicable rider charges:

1. contract value;

2. total purchase payments and any purchase payment credits applied to the contract minus adjusted partial surrenders; or

3. the 5% variable account floor.

The key terms and provisions of the 5% Accumulation Death Benefit are:

5% Variable Account Floor: is the sum of the value of the GPAs, the one-year fixed account and the variable account floor. There is no variable account floor prior to the first contract anniversary. On the first contract anniversary, we establish the variable account floor as:

•	the amounts allocated to the subaccounts and the DCA fixed account at issue increased by 5%;

•	plus any subsequent amounts allocated to the subaccounts and the DCA fixed account;

•	minus adjusted transfers and partial surrenders from the subaccounts or the DCA fixed account.

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Thereafter, we continue to add subsequent purchase payments and any purchase payment credits allocated to the subaccounts or the DCA fixed account and subtract adjusted transfers and partial surrenders from the subaccounts or the DCA fixed account. On each contract anniversary after the first, through age 80, we add an amount to the variable account floor equal to 5% of the prior anniversary’s variable account floor. We stop adding this amount after you or the annuitant reach age 81 or after the earlier of your or the annuitant’s death.

5% variable account floor adjusted transfers or partial surrenders	=	PST × VAF SAV

PST	=	the amount by which the contract value in the subaccounts and the DCA fixed account is reduced as a result of the partial surrender or transfer from the subaccounts or the DCA fixed account.
VAF	=	variable account floor on the date of (but prior to) the transfer or partial surrender.
SAV	=	value of the subaccounts and the DCA fixed account on the date of (but prior to) the transfer or partial surrender.

The amount of purchase payments and any purchase payment credits surrendered or transferred from any subaccount or fixed account (if applicable) or GPA account is calculated as (a) times (b) where:

(a)	is the amount of purchase payments and any purchase payment credits in the account or subaccount on the date of but prior to the current surrender or transfer; and

(b)	is the ratio of the amount of contract value transferred or surrendered from the account or subaccount to the value in the account or subaccount on the date of (but prior to) the current surrender or transfer.

For contracts issued in New Jersey, the cap on the variable account floor is 200% of the sum of the purchase payments and any purchase payment credits allocated to the subaccounts and the DCA fixed account that have not been surrendered or transferred out of the subaccounts or DCA fixed account.

NOTE: The 5% variable account floor is calculated differently and is not the same value as the Income Assurer Benefit® 5% variable account floor.

ENHANCED DEATH BENEFIT

The Enhanced Death Benefit provides that if you or the annuitant die while the contract is in force and before the annuitization start date, the death benefit will be the greatest of these four values, minus any applicable rider charges:

1. contract value;

2. total purchase payments and any purchase payment credits applied to the contract minus adjusted partial surrenders;

3. the MAV on the date of death as described above; or

4. the 5% variable account floor as described above.

For an example of how each death benefit is calculated, see Appendix C.

IF YOU DIE BEFORE THE ANNUITIZATION START DATE
When paying the beneficiary, we will process the death claim on the valuation date our death claim requirements are fulfilled. We will determine the contract’s value using the accumulation unit value we calculate on that valuation date. We pay interest, if any, at a rate no less than required by law. We will mail payment to the beneficiary within seven days after our death claim requirements are fulfilled.

Nonqualified annuities
For the Current Contract:
If your spouse is sole beneficiary and you die before the annuitization start date, your spouse may keep the contract as owner with the contract value equal to the death benefit that would otherwise have been paid (without regard to the Full Surrender Value). To do this your spouse must, on the date our death claim requirements are fulfilled, give us written instructions to continue the contract as owner.

There will be no surrender charges on the contract from that point forward unless additional purchase payments are made. If you elected any optional contract features or riders, your spouse will be subject to all limitations and/or restrictions of those features or riders just as if they were purchasing a new contract and the values may be reset. (see “Optional Benefits” and “Benefits in the Case of Death”). If the death benefit applicable to the contract changes due to spousal continuation, the mortality and expense risk fee may change as well (see “Charges — Mortality and Expense Risk Fee”).

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If your beneficiary is not your spouse, or your spouse does not elect spousal continuation, we will pay the beneficiary in a single sum unless you give us other written instructions. Generally, we must fully distribute the death benefit within five years of your death. However, the beneficiary may receive payouts under any annuity payout plan available under this contract if:

•	the beneficiary asks us in writing within 60 days after the day on which all documents have been received that prove your death has occurred; and

•	payouts begin no later than one year after your death, or other date as permitted by the IRS; and

•	the payout period does not extend beyond the beneficiary’s life or life expectancy.

For the Original Contract:
If your spouse is sole beneficiary and you die before the annuitization start date, your spouse may keep the contract as owner with the contract value equal to the death benefit that would otherwise have been paid. To do this your spouse must, on the date our death claim requirements are fulfilled, give us written instructions to continue the contract as owner.

There will be no surrender charges on the contract from that point forward unless additional purchase payments are made. If you elected any optional contract features or riders, your spouse and the new annuitant (if applicable) will be subject to all limitations and/or restrictions of those features or riders just as if they were purchasing a new contract and the values may be reset. (See “Optional Benefits” and “Optional Death Benefits”.)

If your beneficiary is not your spouse, or your spouse does not elect spousal continuation, we will pay the beneficiary in a single sum unless you give us other written instructions. Generally, we must fully distribute the death benefit within five years of your death. However, the beneficiary may receive payouts under any annuity payout plan available under this contract if:

•	the beneficiary asks us in writing within 60 days after the day on which all documents have been received that prove your death has occurred; and

•	payouts begin no later than one year after your death, or other date as permitted by the IRS; and

•	the payout period does not extend beyond the beneficiary’s life or life expectancy.

Qualified annuities
For the Current Contract:

•	Spouse beneficiary: If you have not elected an annuity payout plan, and if your spouse is the sole beneficiary, your spouse may either elect to treat the contract as his/her own, so long as he or she is eligible to do so, or elect an annuity payout plan or another plan agreed to by us. If your spouse elects a payout option, the payouts must begin no later than the year in which you would have reached age 70 1/2. If you attained age 70 1/2 at the time of death, payouts must begin no later than Dec. 31 of the year following the year of your death.

Your spouse may elect to assume ownership of the contract with the contract value equal to the death benefit that would otherwise have been paid (without regard to the Full Surrender Value). To do this your spouse must, on the date our death claim requirements are fulfilled, give us written instructions to continue the contract as owner. There will be no surrender charges on the contract from that point forward unless additional purchase payments are made. If you elected any optional contract features or riders, your spouse will be subject to all limitations and/or restrictions of those features or riders just as if they were purchasing a new contract and the values may be reset (see “Optional Benefits”, “Optional Death Benefits” and “Benefits in the Case of Death”). If the death benefit applicable to the contract changes due to spousal continuation, the mortality and expense risk fee may change as well (see “Charges — Mortality and Expense Risk Fee”). If your spouse is the sole beneficiary and elects to treat the contract his/her own as an inherited IRA, the SecureSource Stages rider will terminate.

If you purchased this contract as an inherited IRA and your spouse is the sole beneficiary, he or she can elect to continue this contract as an inherited IRA.

If you purchased this contract as an inherited IRA and your spouse is not the sole beneficiary, he or she can elect an alternative payment plan for their share of the death benefit and all optional death benefits and living benefits will terminate. Your spouse must follow the schedule of minimum surrenders established based on your life expectancy.

•	Non-spouse beneficiary: If you have not elected an annuity payout plan, and if death occurs prior to the year you would have attained age 70 1/2, the beneficiary may elect to receive payouts from the contract over a five year period. If your beneficiary does not elect a five year payout or if your death occurs after attaining age 70 1/2, we will pay the beneficiary in a single sum unless the beneficiary elects to receive payouts under any payout plan available under this contract if:

•	the beneficiary asks us in writing within 60 days after the day on which all documents have been received that prove your death has occurred; and

•	payouts begin no later than one year following the year of your death; and

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•	the payout period does not extend beyond the beneficiary’s life or life expectancy.

If a beneficiary elects an alternative payment plan which is an inherited IRA, all optional death benefits and living benefits will terminate. The beneficiary must submit the applicable investment options form or the Portfolio Navigator program enrollment form. No additional purchase payments will be accepted. The death benefit payable on the death of the non-spouse beneficiary is the CV death benefit.

In the event of your beneficiary’s death, their beneficiary can elect to take a lump sum payment or to continue the alternative payment plan following the schedule of minimum surrenders established based on the life expectancy of your beneficiary.

For the Original Contract:

•	Spouse beneficiary: If you have not elected an annuity payout plan, and if your spouse is the sole beneficiary, your spouse may either elect to treat the contract as his/her own, so long as he or she is eligible to do so, or elect an annuity payout plan or another plan agreed to by us. If your spouse elects a payout option, the payouts must begin no later than the year in which you would have reached age 70 1/2. If you attained age 70 1/2 at the time of death, payouts must begin no later than Dec. 31 of the year following the year of your death.

Your spouse may elect to assume ownership of the contract with the contract value equal to the death benefit that would otherwise have been paid. To do this your spouse must, on the date our death claim requirements are fulfilled, give us written instructions to continue the contract as owner. There will be no surrender charges on the contract from that point forward unless additional purchase payments are made. If you elected any optional contract features or riders, your spouse and the new annuitant (if applicable) will be subject to all limitations and/or restrictions of those features or riders just as if they were purchasing a new contract and the values may be reset. (See “Optional Benefits” and “Optional Death Benefits”.)

•	Non-spouse beneficiary: If you have not elected an annuity payout plan, and if death occurs prior to the year you would have attained age 70 1/2, the beneficiary may elect to receive payouts from the contract over a five year period. If your beneficiary does not elect a five year payout or if your death occurs after attaining age 70 1/2, we will pay the beneficiary in a single sum unless the beneficiary elects to receive payouts under any payout plan available under this contract if:

•	the beneficiary asks us in writing within 60 days after the day on which all documents have been received that prove your death has occurred; and

•	payouts begin no later than one year following the year of your death; and

•	the payout period does not extend beyond the beneficiary’s life or life expectancy.

If a beneficiary elects an alternative payment plan which is an inherited IRA, all optional death benefits and living benefits will terminate. The beneficiary must submit the applicable investment options form or the Portfolio Navigator program enrollment form. No additional purchase payments will be accepted. The death benefit payable on the death of the non-spouse beneficiary is the CV death benefit.

In the event of your beneficiary’s death, their beneficiary can elect to take a lump sum payment or to continue the alternative payment plan following the schedule of minimum surrenders established based on the life expectancy of your beneficiary.

•	Annuity payout plan: If you elect an annuity payout plan which guarantees payouts to a beneficiary after death, the payouts to your beneficiary will continue pursuant to the annuity payout plan you elect.

Optional Benefits

The assets held in our general account support the guarantees under your contract, including optional death benefits and optional living benefits. To the extent that we are required to pay you amounts in addition to your contract value under these benefits, such amounts will come from our general account assets. You should be aware that our general account is exposed to the risks normally associated with a portfolio of fixed-income securities, including interest rate, option, liquidity and credit risk. You should also be aware that we issue other types of insurance and financial products as well, and we also pay our obligations under these products from assets in our general account. Our general account is not segregated or insulated from the claims of our creditors. The financial statements contained in the SAI include a further discussion of the risks inherent within the investments of the general account.

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OPTIONAL LIVING BENEFITS

SECURESOURCE STAGES 2 RIDERS

The SecureSource Stages 2 rider is an optional benefit that you can add to your contract for an additional charge. This benefit is intended to provide to you, after the lifetime benefit is established, a specified withdrawal amount annually for life, even if your contract value is zero, subject to the terms and provisions described in this section. Additionally, this benefit offers a credit feature to help in low or poor performing markets and a step up feature to lock in contract anniversary gains.

The SecureSource Stages 2 rider may be appropriate for you if you intend to make periodic withdrawals from your annuity contract after the waiting period and wish to ensure that market performance will not adversely affect your ability to withdraw income over your lifetime. This rider may not be appropriate for you if you do not intend to limit withdrawals to the amount allowed in order to receive the full benefits of the rider.

Your benefits under the rider can be reduced if any of the following occurs:

•	If you take any withdrawals during the 1-year waiting period, the lifetime benefit amount will be determined using percentage B for the appropriate age band as long as rider benefits are payable;

•	If you withdraw more than the allowed withdrawal amount in a contract year, or you take withdrawals before the lifetime benefit is available;

•	If you take a withdrawal and later choose to allocate your contract value to a fund of funds that is more aggressive than the target fund;

•	If the contract value is 20% or more below purchase payments increased by any contract anniversary gains or rider credits and adjusted for withdrawals (see withdrawal adjustment base described below).

The SecureSource Stages 2 rider guarantees that, regardless of investment performance, you may take withdrawals up to the lifetime benefit amount each contract year after the lifetime benefit is established. Your age at the time of the first withdrawal will determine the age band for as long as benefits are payable except as described in the lifetime payment percentage provision.

As long as your total withdrawals during the current year do not exceed the lifetime benefit amount, you will not be assessed a surrender charge. If you withdraw a larger amount, the excess amount will be assessed any applicable surrender charges and benefits will be reduced in accordance with excess withdrawal processing. At any time, you may withdraw any amount up to your entire surrender value, subject to excess withdrawal processing under the rider.

Subject to conditions and limitations, the rider also guarantees that you or your beneficiary will get back purchase payments you have made, increased by annual step-ups, through withdrawals over time. Any amount we pay in excess of your contract value is subject to our financial strength and claims-paying ability.

Subject to conditions and limitations, the lifetime benefit amount can be increased if a rider credit is available or your contract value has increased on a rider anniversary. The principal back guarantee can also be increased if your contract value has increased on a rider anniversary.

AVAILABILITY

There are two optional SecureSource Stages 2 riders available under your contract:

•	SecureSource Stages 2 — Single Life

•	SecureSource Stages 2 — Joint Life

The information in this section applies to both SecureSource Stages 2 riders, unless otherwise noted.

For the purpose of this rider, the term “withdrawal” is equal to the term “surrender” in the contract or any riders. Withdrawals will adjust contract values and benefits in the same manner as surrenders.

The SecureSource Stages 2 — Single Life rider covers one person. The SecureSource Stages 2 — Joint Life Rider covers two spouses jointly who are named at contract issue. You may elect only the SecureSource Stages 2 — Single Life rider or the SecureSource Stages 2 — Joint Life rider, not both, and you may not switch riders later. You must elect the rider when you purchase your contract. The rider effective date will be the contract issue date.

The SecureSource Stages 2 rider is an optional benefit that you may select for an additional annual charge if:

•	Single Life: you are 85 or younger on the date the contract is issued; or

•	Joint Life: you and your spouse are 85 or younger on the date the contract is issued.

The SecureSource Stages 2 riders are not available under an inherited qualified annuity.

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The SecureSource Stages 2 rider guarantees that after the waiting period, regardless of the investment performance of your contract, you will be able to withdraw up to a certain amount each year from the contract before the annuitization start date until:

•	Single Life: death (see “At Death” heading below).

•	Joint Life: the death of the last surviving covered spouse (see “Joint Life only: Covered Spouses” and “At Death” headings below).

KEY TERMS

The key terms associated with the SecureSource Stages 2 rider are:

Age Bands: Each age band is associated with a two lifetime payment percentages. The covered person (Joint Life: the younger covered spouse) must be at least the youngest age shown in the first age band for the annual lifetime payment to be established. After the annual lifetime payment is established, in addition to your age, other factors determine when you move to a higher age band.

Annual Lifetime Payment (ALP): the lifetime benefit amount available each contract year after the covered person (Joint Life: the younger covered spouse) has reached the youngest age in the first age band. After the waiting period, the annual withdrawal amount guaranteed by the rider can vary each contract year.

Annual Step-Up: an increase in the benefit base and/or the principal back guarantee and a possible increase in the lifetime payment percentage that is available each rider anniversary if your contract value increases, subject to certain conditions.

Benefit Base (BB): used to calculate the annual lifetime payment and the annual rider charge. The BB cannot be withdrawn in a lump sum or annuitized and is not payable as a death benefit.

Credit Base (CB): used to calculate the rider credit. The CB cannot be withdrawn or annuitized and is not payable as a death benefit.

Excess Withdrawal: (1) a withdrawal taken before the annual lifetime payment is established, or (2) a withdrawal that is greater than the remaining annual lifetime payment after the annual lifetime payment is established.

Excess Withdrawal Processing: a reduction in benefits if a withdrawal is taken before the annual lifetime payment is established or if a withdrawal exceeds the remaining annual lifetime payment.

Lifetime Payment Percentage: used to calculate your annual lifetime payment. Two percentages (“percentage A” and “percentage B”) are used for each age band. The difference between percentage A and percentage B is referred to as the income bonus. Percentage B is referred to as the minimum lifetime payment percentage.

Principal Back Guarantee (PBG): a guarantee that total withdrawals will not be less than purchase payments you have made, increased by annual step-ups, as long as there is no excess withdrawal or benefit reset.

Remaining Annual Lifetime Payment (RALP): as you take withdrawals during a contract year, the remaining amount that the rider guarantees will be available for withdrawal that year is reduced. After the annual lifetime payment is established, the RALP is the guaranteed amount that can be withdrawn during the remainder of the current contract year.

Rider Credit: an amount that can be added to the benefit base on each of the first ten contract anniversaries based on a rider credit percentage of 8% for the first anniversary and 6% thereafter, as long as no withdrawals have been taken since the rider effective date and you do not decline any annual rider fee increase. Investment performance and excess withdrawals may reduce or eliminate the benefit of any rider credits. Rider credits may result in higher rider charges that may exceed the benefit from the credits.

Waiting Period: the period of time before you can take a withdrawal without limiting benefits under the rider. If you take any withdrawals during the waiting period, the lifetime benefit amount will be determined using percentage B, the minimum lifetime payment percentage, for the appropriate age band and percentage A, and therefore the income bonus, will not be available as long as rider benefits are payable. The waiting period starts on the rider effective date and ends on the day prior to the first anniversary.

Withdrawal: the amount by which your contract value is reduced as a result of any withdrawal request. It may differ from the amount of your request due to any surrender charge and any market value adjustment.

Withdrawal Adjustment Base (WAB): one of the components used to determine the lifetime payment percentage after the waiting period. The WAB cannot be withdrawn or annuitized and is not payable as a death benefit.

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IMPORTANT SECURESOURCE STAGES 2 RIDER CONSIDERATIONS

You should consider whether a SecureSource Stages 2 rider is appropriate for you taking into account the following considerations:

•	Lifetime Benefit Limitations: The lifetime benefit is subject to certain limitations, including but not limited to:

Single Life: Once the contract value equals zero, payments are made for as long as the covered person is living (see “If Contract Value Reduces to Zero” heading below). However, if the contract value is greater than zero, the lifetime benefit terminates at the first death of any owner even if the covered person is still living (see “At Death” heading below). This possibility may present itself when there are multiple contract owners — when one of the contract owners dies the lifetime benefit terminates even though other contract owners are still living.

Joint Life: Once the contract value equals zero, payments are made for as long as either covered spouse is living (see “If Contract Value Reduces to Zero” heading below). However, if the contract value is greater than zero, the lifetime benefit terminates at the death of the last surviving covered spouse (see “At Death” heading below).

•	Withdrawals: Please consider carefully when you start taking withdrawals from this rider. If you take any withdrawals during the 1-year waiting period, the lifetime benefit amount will be determined using percentage B for the appropriate age band and percentage A, and therefore the income bonus, will not be available as long as rider benefits are payable. Any withdrawals in the first 10 years will terminate any remaining rider credits. Also, if you withdraw more than the allowed withdrawal amount in a contract year or take withdrawals before the lifetime benefit is available (“excess withdrawal”), the guaranteed amounts under the rider will be reduced.

•	Use of Portfolio Navigator Program Required: You must elect one of the investment options under the PN program. This requirement limits your choice of investment options. This means you will not be able to allocate contract value to all of the subaccounts, GPAs or the regular fixed account that are available under the contract to contract owners who do not elect the rider. (See “Making the Most of Your Contract — Portfolio Navigator Program.”) You may allocate purchase payments to the Special DCA fixed account, when available, and we will make monthly transfers into the investment option you have chosen. You may make two elective investment option changes per contract year; we reserve the right to limit elective investment option changes if required to comply with the written instructions of a fund (see “Market Timing”).

You can allocate your contract value to any available investment option during the following times: (1) prior to your first withdrawal and (2) following a benefit reset due to an investment option change as described below but prior to any subsequent withdrawal. During these accumulation phases, you may request to change your investment option to any available investment option.

Immediately following a withdrawal your contract value will be reallocated to the target investment option classification as shown in your contract if your current investment option is more aggressive than the target investment option classification. This automatic reallocation is not included in the total number of allowed investment option changes per contract year. The target investment option is currently the Moderate investment option. We reserve the right to change the target investment option to an investment option classification that is more aggressive than the Moderate investment option after 30 days written notice.

After you have taken a withdrawal and prior to any benefit reset, you are in a withdrawal phase. During withdrawal phases you may request to change your investment option to the target investment option or any investment option that is more conservative than the target investment option without a benefit reset as described below. If you are in a withdrawal phase and you choose to allocate your contract value to an investment option that is more aggressive than the target investment option, you will be in the accumulation phase again and your rider benefit will be reset as follows:

1.	the BB, PBG and WAB will be reset to the contract value, if less than their current amount; and

2.	the ALP and RALP, if available, will be recalculated. You may request to change your investment option by written request on an authorized form or by another method agreed to by us.

•	Non-Cancelable: Once elected, the SecureSource Stages 2 rider may not be cancelled (except as provided under “Rider Termination” heading below) and the charge will continue to be deducted until the contract or rider is terminated or the contract value reduces to zero (described below).

Dissolution of marriage does not terminate the SecureSource Stages 2 — Joint Life rider and will not reduce the fee we charge for this rider. The benefit under the SecureSource Stages 2 — Joint Life rider continues for the covered spouse who is the owner of the contract (or annuitant in the case of nonnatural or revocable trust ownership). The rider will terminate at the death of the contract owner because the original covered spouse will be unable to elect the spousal continuation provision of the contract (see “Joint Life only: Covered Spouses” below).

•	Joint Life: Limitations on Contract Owners, Annuitants and Beneficiaries: Since the joint life benefit will terminate unless the surviving covered spouse continues the contract under the spousal option to continue the contract upon the

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owner’s death provision, only ownership arrangements that permit such continuation are allowed at rider issue. In general, the covered spouses should be joint owners, or one covered spouse should be the owner and the other covered spouse should be named as the sole primary beneficiary.

For non-natural ownership arrangements that allow for spousal continuation one covered spouse should be the annuitant and the other covered spouse should be the sole primary beneficiary. For revocable trust ownerships, the grantor of the trust must be the annuitant and the beneficiary must either be the annuitant’s spouse or a trust that names the annuitant’s spouse as the sole primary beneficiary. You are responsible for establishing ownership arrangements that will allow for spousal continuation.

If you select the SecureSource Stages 2 — Joint Life rider, please consider carefully whether or not you wish to change the beneficiary of your annuity contract. The rider will terminate if the surviving covered spouse cannot utilize the spousal continuation provision of the contract when the death benefit is payable.

•	Limitations on Purchase Payments: We reserve the right to limit the cumulative amount of purchase payments, subject to state restrictions. For current purchase payment restrictions, please see “Buying Your Contract — Purchase Payments”.

Interaction with Total Free Amount (FA) contract provision: The FA is the amount you are allowed to withdraw from the contract in each contract year without incurring a surrender charge (see “Charges — Surrender Charge”). The FA may be greater than the remaining annual lifetime payment under this rider. Any amount you withdraw under the contract’s FA provision that exceeds the remaining annual lifetime payment is subject to the excess withdrawal processing described below.

You should consult your tax advisor before you select this optional rider if you have any questions about the use of the rider in your tax situation because:

•	Tax Considerations for Nonqualified Annuities: Under current federal income tax law, withdrawals under nonqualified annuities, including withdrawals taken from the contract under the terms of the rider, are treated less favorably than amounts received as annuity payments under the contract (see “Taxes — Nonqualified Annuities”). Withdrawals are taxable income to the extent of earnings. Withdrawals of earnings before age 59 1/2 may also incur a 10% IRS early withdrawal penalty. You should consult your tax advisor before you select this optional rider if you have any questions about the use of the rider in your tax situation.

•	Tax Considerations for Qualified Annuities: Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract (see “Taxes — Qualified Annuities — Required Minimum Distributions”). If you have a qualified annuity, you may need to take an RMD during the waiting period the lifetime benefit amount will be determined using percentage B for as long as rider benefits are payable. While the rider permits certain excess withdrawals to be taken for the purpose of satisfying RMD requirements for your contract alone without reducing future benefits guaranteed under the rider, there can be no guarantee that changes in the federal income tax law after the effective date of the rider will not require a larger RMD to be taken, in which case, future guaranteed withdrawals under the rider could be reduced. See Appendix F for additional information.

•	Treatment of Civil Unions and Domestic Partners: The Federal Defense of Marriage Act (“DOMA”) does not recognize same-sex marriages or civil unions, even if permitted under applicable state law. As a result, a beneficiary of a deceased owner who was treated as married to the owner under state law and for purposes of this rider, but whose marriage is not recognized under DOMA, will be required to take distributions from the contract in the manner applicable to non-spouse beneficiaries. In some circumstances, these required distributions could substantially reduce or eliminate the value of the rider. See “Taxes — Other — Spousal status.”

LIFETIME BENEFIT DESCRIPTION

Single Life only: Covered Person: the person whose life is used to determine when the annual lifetime payment is established, and the duration of the ALP payments (see “Annual Lifetime Payment (ALP)” heading below). The covered person is the oldest contract owner. If any owner is a nonnatural person (e.g., an irrevocable trust or corporation) or a revocable trust, the covered person is the oldest annuitant.

Joint Life only: Covered Spouses: the contract owner and his or her legally married spouse as defined under federal law, as named on the application for as long as the marriage is valid and in effect. If any contract owner is a nonnatural person or a revocable trust, the covered spouses are the annuitant and the legally married spouse of the annuitant. The covered spouses lives are used to determine when the annual lifetime payment is established, and the duration of the ALP payments (see “Annual Lifetime Payment (ALP)” heading below). The covered spouses are established on the rider effective date and cannot be changed.

Annual Lifetime Payment (ALP): the lifetime benefit amount available each contract year after the covered person (Joint life: younger covered spouses) has reached age 50. When the ALP is established and at all times thereafter, the ALP is equal to the BB multiplied by the lifetime payment percentage. Anytime the lifetime payment percentage or BB changes as

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described below, the ALP will be recalculated. After the waiting period and when the ALP is established, the first withdrawal taken in each contract year will set and fix the lifetime payment percentage for the remainder of the contract year.

If you withdraw less than the ALP in a contract year, the unused portion does not carry over to future contract years.

Single Life: The ALP is established on the later of the rider effective date if the covered person has reached age 50, or the date the covered person’s attained age equals age 50.

Joint Life: The ALP is established on the earliest of the following dates:

•	The rider effective date if the younger covered spouse has already reached age 50.

•	The date the younger covered spouse’s attained age equals age 50.

•	Upon the first death of a covered spouse, then either: (a) the date we receive a written request when the death benefit is not payable and the surviving covered spouse has already reached age 50, (b) the date spousal continuation is effective when the death benefit is payable and the surviving covered spouse has already reached age 50, or (c) the date the surviving covered spouse reaches age 50.

•	Following dissolution of marriage of the covered spouses, then either (a) the date we receive a written request if the remaining covered spouse who is the owner (or annuitant in the case of nonnatural or revocable trust ownership) has already reached age 50, or (b) the date the remaining covered spouse who is the owner (or annuitant in the case of nonnatural or revocable trust ownership) reaches age 50.

Remaining Annual Lifetime Payment (RALP): the annual lifetime payment guaranteed for withdrawal for the remainder of the contract year. The RALP is established at the same time as the ALP. The RALP equals the ALP less all withdrawals in the current contract year, but it will not be less than zero.

Lifetime Payment Percentage: used to calculate the annual lifetime payment. Two percentages are used for a given age band, percentage A or percentage B, depending on the factors described below.

For ages:

•	50-58, percentage A is 4% and percentage B is 3%.

•	59-64, percentage A is 5% and percentage B is 4%.

•	65-79, percentage A is 6% and percentage B is 5%.

•	80 and older, percentage A is 7% and percentage B is 6%.

The age band for the lifetime payment percentage is determined at the following times:

•	When the ALP is established: The age band used to calculate the initial ALP is the percentage for the covered person’s attained age (Joint life: younger covered spouse’s attained age).

•	On the covered person’s subsequent birthdays (Joint life: younger covered spouse’s subsequent birthdays): Except as noted below, if the covered person’s new attained age (Joint life: younger covered spouse’s attained age) is in a higher age band, then the higher age band will be used to determine the appropriate lifetime payment percentage. (However, if you decline any rider fee increase or if a withdrawal has been taken since the ALP was established, then the lifetime payment percentage will not change on subsequent birthdays.)

•	Upon annual step-ups (see “Annual Step ups” below).

•	For the Joint life rider, upon death or change in marital status: In the event of death or dissolution of marriage: (A) If no withdrawal has been taken since the ALP was established and no rider fee increase has been declined, the lifetime payment percentage will be reset based on the Age Band for the remaining covered spouse’s attained age. (B) If the ALP is not established but the remaining covered spouse has reached the youngest age in the first Age Band, the remaining covered spouse’s attained age will be used to determine the age band for the lifetime payment percentage. In the event of remarriage of the covered spouses to each other, the lifetime payment percentage used is the percentage for the younger covered spouse’s attained age.

The following determines whether percentage A or percentage B is used for each applicable age band:

During the waiting period, percentage B will be used. If you take a withdrawal in the waiting period, percentage B will be used and the income bonus will not be available for as long as rider benefits are payable.

If no withdrawal is taken during the waiting period, after the waiting period a comparison of your contract value and the withdrawal adjustment base (WAB) determines whether percentage A or percentage B is used to calculate the ALP unless the percentage is fixed as described below. Market volatility, a prolonged flat, low or down market, rider credits, and the deduction of charges all impact whether you are eligible for percentage A or percentage B. On each valuation date, if the

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benefit determining percentage is less than the 20% adjustment threshold, then percentage A is used in calculating your ALP, otherwise percentage B is used. The benefit determining percentage is calculated as follows, but it will not be less than zero:

1 − (a/b) where:

a = Contract value at the end of the prior valuation period

b = WAB at the end of the prior valuation period

After the ALP is established and after the waiting period, the first withdrawal taken in each contract year will set and fix the lifetime payment percentage for the remainder of the contract year. Beginning on the next rider anniversary, the lifetime payment percentage can change on each valuation day as described above until a withdrawal is taken in that contract year.

However, at the earliest of (1), (2) or (3) below Percentage A and Percentage B will be set and remain fixed as long as the benefit is payable:

•	if the ALP is established, when your contract value on a rider anniversary is less than two times the benefit base (BB) multiplied by percentage B for your current age band, or

•	when the contract value reduces to zero, or

•	on the date of death (Joint life: remaining covered spouse’s date of death) when a death benefit is payable.

For certain periods of time at our discretion and on a non-discriminatory basis, your lifetime payment percentage may be set by us to percentage A if more favorable to you.

Determination of Adjustments of Benefit Values: Your lifetime benefit values (benefit base (BB), credit base (CB) and withdrawal adjustment base (WAB)) and principal back guarantee (PBG) are determined at the following times and are subject to a maximum amount of $10 million each:

•	On the contract date: The WAB, CB, BB and PBG are set equal to the initial purchase payment.

•	When an additional purchase payment is made: If the WAB and CB are greater than zero, the WAB and CB will be increased by the amount of each additional purchase payment. The BB and PBG will be increased by the amount of each additional purchase payment.

•	When a withdrawal is taken: If the CB is greater than zero, the CB will be permanently reset to zero when the first withdrawal is taken, and there will be no additional rider credits.

When a withdrawal is taken:

(a)	If the first withdrawal is taken during the waiting period, the WAB will be permanently reset to zero. If the first withdrawal is taken after the waiting period, the WAB will be reduced by the “adjustment for withdrawal,” as defined below.

(b)	If the ALP is established and the withdrawal is less than or equal to the RALP, the BB does not change and the PBG is reduced by the amount of the withdrawal, but it will not be less than zero.

(c)	If the ALP is not established, excess withdrawal processing will occur as follows. The BB will be reduced by the “adjustment for withdrawal,” and the PBG will be reduced by the greater of the amount of the withdrawal or the “adjustment for withdrawal,” but it will not be less than zero.

(d)	If the ALP is established and the withdrawal is greater than the RALP, excess withdrawal processing will occur as follows:

The PBG will be reset to the lesser of:

(i)	the PBG reduced by the amount of the withdrawal, but it will not be less than zero; or

(ii)	the PBG minus the RALP on the date of (but prior to) the withdrawal and further reduced by an amount calculated as follows, but it will not be less than zero:

a × b c	where:

a = the amount of the withdrawal minus the RALP

b = the PBG minus the RALP on the date of (but prior to) the withdrawal

c = the contract value on the date of (but prior to) the withdrawal minus the RALP

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The BB will be reduced by an amount as calculated below:

d × e f	where:

d = the amount of the withdrawal minus the RALP

e = the BB on the date of (but prior to) the withdrawal

f = the contract value on the date of (but prior to) the withdrawal minus the RALP.

Adjustment for Withdrawal Definition: When the WAB, PBG or BB is reduced by a withdrawal in the same proportion as the contract value is reduced, the proportional amount deducted is the “adjustment for withdrawal.” The “adjustment for withdrawal” is calculated as follows:

g × h i	where:

g = the amount the contract value is reduced by the withdrawal

h = the WAB, BB or PBG (as applicable) on the date of (but prior to) the withdrawal

i = the contract value on the date of (but prior to) the withdrawal.

Rider Anniversary Processing: The following describes how the WAB, BB and PBG are calculated on rider anniversaries, subject to the maximum amount of $10 million for each, and how the lifetime payment percentage can change on rider anniversaries.

•	The WAB on rider anniversaries: Unless the WAB is permanently reset to zero or you decline any rider fee increase, the WAB (after any rider credit is added) will be increased to the contract value, if the contract value is greater.

•	Rider Credits: If you did not take any withdrawals and you did not decline any rider fee increase, rider credits are available for the first ten contract anniversaries. On the first anniversary, the rider credit equals the credit base (CB) 180 days following the rider effective date multiplied by 8%. On any subsequent anniversaries, the rider credit equals the CB as of the prior rider anniversary multiplied by 6%. On the first anniversary the BB and WAB will be set to the greater of the current BB, or the BB 180 days following the contract date increased by the rider credit and any additional purchase payments since 180 days following the rider effective date. On any subsequent rider credit dates the BB and WAB will be set to the greater of the current BB, or the BB on the prior anniversary increased by the rider credit and any additional purchase payments since the prior anniversary. If the CB is greater than zero, the CB will be permanently reset to zero on the 10th rider anniversary after any adjustment to the WAB and BB, and there will be no additional rider credits.

•	Annual step ups: Beginning with the first rider anniversary, an annual step-up may be available. If you decline any rider fee increase, future annual step-ups will no longer be available.

The annual step-up will be executed on any rider anniversary where the contract value is greater than the PBG or the BB after any rider credit is added. If an annual step-up is executed, the PBG, BB and lifetime payment percentage will be adjusted as follows: The PBG will be increased to the contract value, if the contract value is greater. The BB (after any rider credit is added) will be increased to the contract value, if the contract value is greater. If the covered person’s attained age (Joint Life: younger covered spouses attained age) on the rider anniversary is in a higher age band and (1) there is an increase to BB due to a step-up or (2) the BB is at the maximum of $10,000,000 so there was no step-up of the BB, then the higher age band will be used to determine the appropriate lifetime payment percentage, regardless of any prior withdrawals.

OTHER PROVISIONS

Required Minimum Distributions (RMD): If you are taking RMDs from your contract and your RMD calculated separately for your contract is greater than the remaining annual lifetime payment on the most recent contract anniversary, the portion of your RMD that exceeds the benefit amount will not be subject to excess withdrawal processing provided that the following conditions are met:

•	The annual lifetime payment is established;

•	The RMD is for your contract alone;

•	The RMD is based on your recalculated life expectancy taken from the Uniform Lifetime Table under the Code; and

•	The RMD amount is otherwise based on the requirements of section 401(a) (9), related Code provisions and regulations thereunder that were in effect on the contract date.

RMD rules follow the calendar year which most likely does not coincide with your contract year and therefore may limit when you can take your RMD and not be subject to excess withdrawal processing. If any withdrawal is taken in the waiting

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period, including RMDs, Percentage B for the applicable age band will be used as long as rider benefits are payable. Any withdrawals taken before the annual lifetime payment is established or withdrawing amounts greater than the remaining annual lifetime payment that do not meet these conditions will result in excess withdrawal processing. The amount in excess of the RALP that is not subject to excess withdrawal processing will be recalculated if the ALP changes due to lifetime payment percentage changes. See Appendix E for additional information.

Spousal Option to Continue the Contract upon Owner’s Death (Spousal Continuation):

Single Life: If a surviving spouse elects to continue the contract and continues the contract as the new owner under the spousal continuation provision of the contract, the SecureSource Stages 2 — Single Life rider terminates.

Joint Life: If a surviving spouse is a covered spouse and elects the spousal continuation provision of the contract as the new owner, the SecureSource Stages 2 — Joint Life rider also continues. The surviving covered spouse can name a new beneficiary; however, a new covered spouse cannot be added to the rider.

Unless you decline a rider fee increase, at the time of spousal continuation, a step-up may be available. All annual step-up rules (see “Rider Anniversary Processing — Annual Step-Up” heading above) also apply to the spousal continuation step-up except that the RALP will be reduced for any prior withdrawals in that contract year. The WAB, if greater than zero, will be increased to the contract value if the contract value is greater. The spousal continuation step-up is processed on the valuation date spousal continuation is effective.

Rules for Surrender: Minimum contract values following surrender no longer apply to your contract. For withdrawals, the withdrawal will be taken from all accounts and the variable subaccounts in the same proportion as your interest in each bears to the contract value. You cannot specify from which accounts the withdrawal is to be taken.

If your contract value is reduced to zero, the CB, if greater than zero, will be permanently reset to zero, and there will be no additional rider credits. Also, the following will occur:

•	If the ALP is not established and if the contract value is reduced to zero as a result of fees or charges, then the owner must wait until the ALP would be established, and the ALP will be paid annually until the death of the covered person (Joint Life: both covered spouses).

•	If the ALP is established and if the contract value is reduced to zero as a result of fees or charges, or as a result of a withdrawal that is less than or equal to the RALP, then the owner will receive the ALP paid annually until the death of the covered person (Joint Life: both covered spouses).

In either case above:

•	These annualized amounts will be paid in monthly installments. If the monthly payment is less than $100, We have the right to change the frequency, but no less frequently than annually.

•	We will no longer accept additional purchase payments.

•	No more charges will be collected for the rider.

•	The current ALP is fixed for as long as payments are made.

•	The death benefit becomes the remaining schedule of annual lifetime payments, if any, until total payments to the owner and the beneficiary are equal to the PBG at the time the contract value falls to zero.

•	The amount paid in the current contract year will be reduced for any prior withdrawals in that contract year.

•	If the ALP is not established and if the contract value is reduced to zero as a result of a withdrawal, this rider and the contract will terminate.

•	If the ALP is established and if the contract value is reduced to zero as a result of a withdrawal that is greater than the RALP, this rider and the contract will terminate.

At Death:

Single Life: If the contract is jointly owned and an owner dies when the contract value is greater than zero, the lifetime benefit for the covered person will cease even if the covered person is still living or if the contract is continued under the spousal continuation option.

Joint Life: If the death benefit becomes payable at the death of a covered spouse, the surviving covered spouse must utilize the spousal continuation option to continue the lifetime benefit. If spousal continuation is not available, the rider terminates. The lifetime benefit ends at the death of the surviving covered spouse.

If the contract value is greater than zero when the death benefit becomes payable, the beneficiary may:

•	elect to take the death benefit under the terms of the contract, or

•	elect to take the principal back guarantee available under this rider, or

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•	continue the contract and the SecureSource Stages 2 — Joint Life rider under the spousal continuation option.

For single and joint life, if the beneficiary elects the principal back guarantee under this rider, the following will occur:

1.	If the PBG is greater than zero and the ALP is established, the ALP on the date of death will be paid until total payments to the beneficiary are equal to the PBG on the date of death.

2.	If the PBG is greater than zero and the ALP is not established, the BB on the date of death multiplied by the lifetime payment percentage used for the youngest age of the covered spouses in the first age band will be paid annually until total payments to the beneficiary are equal to the PBG on the date of death.

In either of the above cases:

•	After the date of death, there will be no additional rider credits or annual step-ups.

•	The lifetime payment percentage used will be set as of the date of death.

•	The amount paid in the current contract year will be reduced for any prior withdrawals in that year.

3.	On the date of death (Joint life: remaining covered spouse’s date of death), if the CB is greater than zero, the CB will be permanently reset to zero, and there will be no additional rider credits.

4.	If the PBG equals zero, the benefit terminates. No further payments are made.

Contract Ownership Change:

Single Life: If allowed by state law, change of ownership is subject to our approval. If there is a change of ownership and the covered person remains the same, the rider continues with no change to any of the rider benefits. If there is a change of ownership and the covered person would be different, the rider terminates.

Joint Life: Ownership changes are only allowed between the covered spouses or their revocable trust(s) and are subject to our approval, if allowed by state law. No other ownership changes are allowed as long as the rider is in force.

Assignment: If allowed by state law, an assignment is subject to our approval.

Annuity Provisions: If your annuitization start date is the maximum annuitization start date, you can choose one of the payout options available under the contract or an alternative fixed annuity payout option available under the SecureSource Stages 2 rider. Under the rider’s payout option, the minimum amount payable shown in Table B, will not apply and you will receive the annual lifetime payment provided by this rider until the later of the death of the covered person (Joint Life: both covered spouses) or depletion of the principal back guarantee. If you choose to receive the ALP, the amount payable each year will be equal to the annual lifetime payment on the annuitization start date. The amount paid in the current contract year will be reduced for any prior withdrawals in that year. These annualized amounts will be paid in monthly installments. If the monthly payment is less than $100, we have the right to change the frequency, but no less frequently than annually.

If you choose to receive the ALP rather than a payout option available under the contract, all other contract features, rider features and charges terminate after the annuitization start date except for the PBG.

RIDER TERMINATION

The SecureSource Stages 2 rider cannot be terminated either by you or us except as follows:

•	Single Life: a change of ownership that would result in a different covered person will terminate the rider.

•	Single Life: after the death benefit is payable, the rider will terminate.

•	Single Life: spousal continuation will terminate the rider.

•	Joint Life: After the death benefit is payable the rider will terminate if anyone other than a covered spouse continues the contract. However, if the covered spouse continues the contract as an inherited IRA or as a beneficiary of a participant in an employer sponsored retirement plan, the rider will terminate.

•	On the annuitization start date, the rider will terminate.

•	You may terminate the rider if your annual rider fee after any increase is more than 0.25 percentage points higher than your fee before the increase. (see “Charges — SecureSource Stages 2 rider charge”).

•	When the contract value is zero and either the annual lifetime payment is not established or a withdrawal in excess of the remaining annual lifetime payment is taken, the rider will terminate.

•	Termination of the contract for any reason will terminate the rider.

For an example, see Appendix D.

ACCUMULATION PROTECTOR BENEFIT RIDER
The Accumulation Protector Benefit rider is an optional benefit, available for contract applications signed on or after May 3, 2010, that you may select for an additional charge. We have offered a different version of the Accumulation Protector Benefit

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rider for the Original Contract with applications signed prior to June 1, 2009. The description of the Accumulation Protector Benefit rider in this section applies to both Original and Current contracts unless noted otherwise. The Accumulation Protector Benefit rider specifies a waiting period that ends on the benefit date. The Accumulation Protector Benefit rider provides a one-time adjustment to your contract value on the benefit date if your contract value is less than the Minimum Contract Accumulation Value (defined below) on that benefit date. On the benefit date, if the contract value is equal to or greater than the Minimum Contract Accumulation Value, as determined under the Accumulation Protector Benefit rider, the Accumulation Protector Benefit rider ends without value and no benefit is payable.

If the contract value falls to zero as the result of adverse market performance or the deduction of fees and/or charges at any time during the waiting period and before the benefit date, the contract and all riders, including the Accumulation Protector Benefit rider will terminate without value and no benefits will be paid. Exception: if you are still living on the benefit date, we will pay you an amount equal to the Minimum Contract Accumulation Value as determined under the Accumulation Protector Benefit rider on the valuation date your contract value reached zero.

For the Current Contract, if you are (or if the owner is a non-natural person, then the annuitant is) age 80 or younger at contract issue and this rider is available in your state, you may elect the Accumulation Protector Benefit rider at the time you purchase your contract and the rider effective date will be the contract issue date. For the Original Contract, you may have elected the Accumulation Protector Benefit rider at the time you purchased your contract and the rider effective date was the contract issue date. The Accumulation Protector Benefit rider may not be terminated once you have elected it except as described in the “Terminating the Rider” section below. An additional charge for the Accumulation Protector Benefit rider will be assessed annually during the waiting period. The rider ends when the waiting period expires and no further benefit will be payable and no further charges for the rider will be deducted. After the waiting period, you have the following options:

•	Continue your contract;

•	Take partial surrenders or make a full surrender; or

•	Annuitize your contract.

The Accumulation Protector Benefit rider may not be purchased with the optional SecureSource Stages 2 rider.

You should consider whether an Accumulation Protector Benefit rider is appropriate for you because:

•	you must participate in the PN program and you must elect one of the PN program investment options. This requirement limits your choice of investments. This means you will not be able to allocate contract value to all of the subaccounts, GPAs or the regular fixed account that are available under the contract to other contract owners who do not elect this rider. You may allocate qualifying purchase payments to the Special DCA fixed account, when available (see “The Special DCA Fixed Account”), and we will make monthly transfers into the PN program investment option you have chosen. (See “Making the Most of Your Contract — Portfolio Navigator Program”);

•	you may not make additional purchase payments to your contract during the waiting period after the first 180 days immediately following the effective date of the Accumulation Protector Benefit rider. Some exceptions apply (see “Additional Purchase Payments with Elective Step Up” below). In addition, we reserve the right to change these additional purchase payment limitations, including making further restrictions, upon written notice;

•	if you purchase this contract as a qualified annuity, for example, an IRA, you may need to take partial surrenders from your contract to satisfy the RMDs under the Code. Partial surrenders, including those used to satisfy RMDs, will reduce any potential benefit that the Accumulation Protector Benefit rider provides. You should consult your tax advisor if you have any questions about the use of this rider in your tax situation;

•	if you think you may surrender all of your contract value before you have held your contract with this benefit rider attached for 10 years, or you are considering selecting an annuity payout option within 10 years of the effective date of your contract, you should consider whether this optional benefit is right for you. You must hold the contract a minimum of 10 years from the effective date of the Accumulation Protector Benefit rider, which is the length of the waiting period under the Accumulation Protector Benefit rider, in order to receive the benefit, if any, provided by the Accumulation Protector Benefit rider. In some cases, as described below, you may need to hold the contract longer than 10 years in order to qualify for any benefit the Accumulation Protector Benefit rider may provide;

•	the 10 year waiting period under the Accumulation Protector Benefit rider will restart if you exercise the elective step-up option (described below) or your surviving spouse exercises the spousal continuation elective step-up (described below); and

•	the 10 year waiting period under the Accumulation Protector Benefit rider may be restarted if you elect to change your investment option to one that causes the Accumulation Protector Benefit rider charge to increase (see “Charges”).

Be sure to discuss with your investment professional whether an Accumulation Benefit rider is appropriate for your situation.

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Here are some general terms that are used to describe the operation of the Accumulation Protector Benefit:

Benefit Date: This is the first valuation date immediately following the expiration of the waiting period.

Minimum Contract Accumulation Value (MCAV): An amount calculated under the Accumulation Protector Benefit rider. The contract value will be increased to equal the MCAV on the benefit date if the contract value on the benefit date is less than the MCAV on the benefit date.

Adjustments for Partial Surrenders: The adjustment made for each partial surrender from the contract is equal to the amount derived from multiplying (a) and (b) where:

(a)	is 1 minus the ratio of the contract value on the date of (but immediately after) the partial surrender to the contract value on the date of (but immediately prior to) the partial surrender; and

(b)	is the MCAV on the date of (but immediately prior to) the partial surrender.

Waiting Period: The waiting period for the rider is 10 years.

We reserve the right to restart the waiting period on the latest contract anniversary if you change your investment option after we have exercised our rights to increase the rider fee.

Your initial MCAV is equal to your initial purchase payment and any purchase payment credits. It is increased by the amount of any subsequent purchase payments and any purchase payment credits received within the first 180 days that the rider is effective. It is reduced by any adjustments for partial surrenders made during the waiting period.

Automatic Step Up
On each contract anniversary after the effective date of the rider, the MCAV will be set to the greater of:

1. 80% of the contract value on the contract anniversary; or

2. the MCAV immediately prior to the automatic step up.

The automatic step up does not create contract value, guarantee the performance of any investment option, or provide a benefit that can be surrendered or paid upon death. Rather, the automatic step up is an interim calculation used to arrive at the final MCAV, which is used to determine whether a benefit will be paid under the rider on the benefit date.

The automatic step up of the MCAV does not restart the waiting period or increase the charge (although the total fee for the rider may increase).

Elective Step Up Option
Within thirty days following each contract anniversary after the rider effective date, but prior to the benefit date, you may notify us in writing that you wish to exercise the annual elective step up option. You may exercise this elective step up option only once per contract year during this 30 day period. If your contract value on the valuation date we receive your written request to step up is greater than the MCAV on that date, your MCAV will increase to 100% of that contract value.

We may increase the fee for your rider (see “Charges — Accumulation Protector Benefit Rider Charge”). The revised fee would apply to your rider if you exercise the annual elective step up, your MCAV is increased as a result, and the revised fee is higher than your annual rider fee before the elective step up. Elective step ups will also result in a restart of the waiting period as of the most recent contract anniversary.

The elective step up does not create contract value, guarantee the performance of any investment option or provide any benefit that can be surrendered or paid upon death. Rather the elective step up is an interim calculation used to arrive at the final MCAV, which is used to determine whether a benefit will be paid under the rider on the benefit date.

The elective step up option is not available for inherited IRAs or if the benefit date would be after the annuitization start date.

Additional Purchase Payments with Annual Elective Step Ups — Current Contract Only
If your MCAV is increased as a result of elective step up, you have 180 days from the latest contract anniversary to make additional purchase payments, if allowed under the base contract. The MCAV will include the amount of any additional purchase payments and purchase payment credits received during this period. We reserve the right to change these additional purchase payment limitations.

Spousal Continuation
If a spouse chooses to continue the contract under the spousal continuation provision, the rider will continue as part of the contract. Once, within the thirty days following the date of spousal continuation, the spouse may choose to exercise an elective step up. The spousal continuation elective step up is in addition to the annual elective step up. If the contract value on the valuation date we receive the written request to exercise this option is greater than the MCAV on that date, we will increase the MCAV to that contract value. If the MCAV is increased as a result of the elective step up and we have increased the

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charge for the Accumulation Protector Benefit rider, the spouse will pay the charge that is in effect on the valuation date we receive their written request to step up for the entire contract year. In addition, the waiting period will restart as of the most recent contract anniversary.

Change of Ownership or Assignment
Subject to state limitations, a change of ownership or assignment is subject to our approval.

Terminating the Rider
The rider will terminate under the following conditions:

The rider will terminate before the benefit date without paying a benefit on the date:

•	you take a full surrender;

•	annuitization begins;

•	the contract terminates as a result of the death benefit being paid; or

•	when a beneficiary elects an alternative payment plan which is an inherited IRA.

The rider will terminate on the benefit date.

For an example, see Appendix L.

OPTIONAL LIVING BENEFITS
(For contracts with application signed before July 19, 2010)
If you bought a contract before July 19, 2010 with an optional living benefit, please use the following table to review the disclosure that applies to the optional living benefit rider you purchased. If you are uncertain as to which optional living benefit rider you purchased, ask your investment professional, or contact us at the telephone number or address shown on the first page of this prospectus.

If you purchased	and you selected one of the	Disclosure for this benefit may be
a contract(1)...	following optional living benefits...	found in the following Appendix:
Before April 29, 2005	Guarantor Withdrawal Benefit (“Rider B”)	Appendix K
April 29, 2005 – April 30, 2006	Guarantor Withdrawal Benefit (“Rider A”)	Appendix K
May 1, 2006 – April 30, 2007	Guarantor Withdrawal Benefit for Life	Appendix J
Before May 1, 2007	Income Assurer Benefit	Appendix L
Before Aug. 10, 2009	Accumulation Protector	Appendix M
Before Aug. 10, 2009	SecureSource Rider	Appendix N
Before Nov. 30, 2009	SecureSource 20 Rider	Appendix O
Before July 19, 2010	SecureSource Stages Rider	Appendix P

(1)	These dates are approximate and will vary by state; your actual contract and any riders are the controlling documents.

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OPTIONAL ADDITIONAL DEATH BENEFITS

BENEFIT PROTECTOR DEATH BENEFIT RIDER (BENEFIT PROTECTOR)
The Benefit Protector is intended to provide an additional benefit to your beneficiary to help offset expenses after your death such as funeral expenses or federal and state taxes. This is an optional benefit that you may select for an additional annual charge (see “Charges”). The Benefit Protector provides reduced benefits if you (Current Contract) or you or the annuitant (Original Contract) are 70 or older at the rider effective date, The Benefit Protector does not provide any additional benefit before the first rider anniversary.

If this rider is available in your state and you (Current Contract) or both you and the annuitant (Original Contract) are 75 or younger at contract issue, you may choose to add the Benefit Protector to your contract. You must elect the Benefit Protector at the time you purchase your contract and your rider effective date will be the contract issue date. You may not select this rider if you select the Benefit Protector Plus, the 5% Accumulation Death Benefit or Enhanced Death Benefit.

Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract (see “Taxes — Qualified Annuities — Required Minimum Distributions”). Since the benefit paid by the rider is determined by the amount of earnings at death, the amount of the benefit paid may be reduced as a result of taking any surrenders including RMDs. Be sure to discuss with your investment professional and tax advisor whether or not the Benefit Protector is appropriate for your situation.

The Benefit Protector provides that if you (Current Contract) or you or the annuitant (Original Contract) die after the first rider anniversary, but before the annuitization start date, and while this contract is in force, we will pay the beneficiary:

•	the applicable death benefit, plus:

•	40% of your earnings at death if you (Current Contract) or you and the annuitant (Original Contract) were under age 70 on the rider effective date; or

•	15% of your earnings at death if you (Current Contract) or you or the annuitant (Original Contract) were 70 or older on the rider effective date.

For the Current Contract, if this rider is effective after the contract date or if there has been a covered life change, remaining purchase payment is established or set as the contract value on the rider effective date or, if later, the date of the most recent covered life change. Thereafter, remaining purchase payments is increased by the amount of each additional purchase payment and adjusted for each partial surrender.

Earnings at death: For purposes of the Benefit Protector and Benefit Protector Plus riders, this is an amount equal to the applicable death benefit minus remaining purchase payments (also referred to as purchase payments not previously surrendered under the Original Contract). Partial surrenders will come from any earnings before reducing purchase payments in the contract. The earnings at death may not be less than zero and may not be more than 250% of the purchase payments not previously surrendered that are one or more years old.

Note: Purchase payments not previously surrendered is calculated differently and is not the same value as purchase payments not previously surrendered used in the surrender charge calculation.

Terminating the Benefit Protector
Current Contract:

•	You may terminate the rider within 30 days after the first rider anniversary.

•	You may terminate the rider within 30 days after any rider anniversary beginning with the seventh rider anniversary.

•	The rider will terminate when you make a full surrender from the contract or on the annuitization start date.

•	Your spouse may terminate the rider within 30 days following the effective date of the spousal continuation if your spouse is age 75 or younger.

•	A new owner may terminate the rider within 30 days following the effective date of an ownership change if the new owner is age 75 or younger.

•	The rider will terminate for a spousal continuation or ownership change if the spouse or new owner is age 76 or older at the time of the change.

•	The rider will terminate after the death benefit is payable, unless the spouse continues the contract under spousal continuation provision.

•	The rider will terminate when a beneficiary elects an alternative payment plan which is an inherited IRA.

Original Contract:

•	You may terminate the rider within 30 days of the first rider anniversary.

•	You may terminate the rider within 30 days of any rider anniversary beginning with the seventh rider anniversary.

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•	Our current administrative practice allows a new owner or your spouse to terminate the rider within 30 days following the effective date of the ownership change or spousal continuation.

•	The rider will terminate when you make a full surrender from the contract or on the annuitization start date.

•	The rider will terminate when a beneficiary elects an alternative payment plan which is an inherited IRA.

If your spouse is the sole beneficiary and you die before the annuitization start date, your spouse may keep the contract as owner. For Current Contract, your spouse will be subject to all the limitations and restrictions of the rider just as if they were purchasing a new contract and the age of the new spouse at the time of the change will be used to determine the earnings at death percentage going forward. If your spouse does not qualify for the rider on the basis of age we will terminate the rider. If they do qualify for the rider on the basis of age we will set the contract value equal to the death benefit that would otherwise have been paid (without regard to the Full Surrender Value) and we will substitute this new contract value on the date of death for “remaining purchase payments” used in calculating earnings at death.

For Current Contract, after a covered life change other than a spouse that continues the contract, the new owner will be subject to all the limitations and restrictions of the rider just as if they were purchasing a new contract and the age of the new owner at the time of the change will be used to determine the earnings at death percentage going forward. If the new owner does not qualify for the rider on the basis of age we will terminate the rider. If they do qualify for the rider on the basis of age we will substitute the contract value on the date of the ownership changes for remaining purchase payments used in calculating earnings at death.

For an example, see Appendix F.

BENEFIT PROTECTOR PLUS DEATH BENEFIT RIDER (BENEFIT PROTECTOR PLUS)
The Benefit Protector Plus is intended to provide an additional benefit to your beneficiary to help offset expenses after your death such as funeral expenses or federal and state taxes. This is an optional benefit that you may select for an additional annual charge (see “Charges”). The Benefit Protector Plus provides reduced benefits if you (Current Contract), or you or the annuitant (Original Contract) are 70 or older at the rider effective date. It does not provide any additional benefit before the first rider anniversary and it does not provide any benefit beyond what is offered under the Benefit Protector rider during the second rider year. Be sure to discuss with your investment professional whether or not the Benefit Protector Plus is appropriate for your situation.

If this rider is available in your state and you (Current Contract) or both you and the annuitant (Original Contract) are 75 or younger at contract issue, you may choose to add the Benefit Protector Plus to your contract. You must elect the Benefit Protector Plus at the time you purchase your contract and your rider effective date will be the contract issue date. This rider is only available for transfers, exchanges or rollovers. If this is a non-qualified annuity, transfers, exchanges or rollovers must be from another annuity or life insurance policy. You may not select this rider if you select the Benefit Protector Rider, 5% Accumulation Death Benefit or the Enhanced Death Benefit.

Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract (see “Taxes — Qualified Annuities — Required Minimum Distributions”). Since the benefit paid by the rider is determined by the amount of earnings at death, the amount of the benefit paid may be reduced as a result of taking any surrenders including RMDs. Be sure to discuss with your investment professional and tax advisor whether or not the Benefit Protector Plus is appropriate for your situation.

The Benefit Protector Plus provides that if you (Current Contract), or you or the annuitant (Original Contract) die after the first rider anniversary, but before the annuitization start date, and while this contract is in force, we will pay the beneficiary:

•	the benefits payable under the Benefit Protector described above, plus:

•	a percentage of purchase payments made within 60 days of contract issue not previously surrendered as follows:

	Percentage if you (Current Contract)	Percentage if you (Current Contract)
	or you and the annuitant (Original Contract) are	or you or the annuitant (Original Contract) are
Rider year when death occurs;	under age 70 on the rider effective date	70 or older on the rider effective date

One and Two	0%	0%

Three and Four	10%	3.75%

Five or more	20%	7.5%

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Another way to describe the benefits payable under the Benefit Protector Plus rider is as follows:

•	the applicable death benefit plus:

	If you (Current Contact) or you and the	If you (Current Contract) or you or the
	annuitant (Original Contract) are under	annuitant (Original Contract) are age 70
Rider year when death occurs;	age 70 on the rider effective date, add . . .	or older on the rider effective date, add . . .

One	Zero	Zero

Two	40% x earnings at death (see above)	15% x earnings at death

Three and Four	40% x (earnings at death + 25% of initial purchase payment*)	15% x (earnings at death + 25% of initial purchase payment*)

Five or more	40% x (earnings at death + 50% of initial purchase payment*)	15% x (earnings at death + 50% of initial purchase payment*)

*	Initial purchase payments are payments made within 60 days of rider issue not previously surrendered.

Terminating the Benefit Protector Plus

•	You may terminate the rider within 30 days of the first rider anniversary.

•	You may terminate the rider within 30 days of any rider anniversary beginning with the seventh rider anniversary.

•	The rider will terminate when you make a full surrender from the contract, on the annuitization start date, or when the death benefit is payable.

•	The rider will terminate if there is an ownership change.

•	The rider will terminate when a beneficiary elects an alternative payment plan which is an inherited IRA.

If your spouse is sole beneficiary and you die before the annuitization start date, your spouse may keep the contract as owner with the contract value equal to the death benefit that would otherwise have been paid (without regard to the Full Surrender Value for the Current Contract). We will then terminate the Benefit Protector Plus (see “Benefits in Case of Death”).

For an example, see Appendix G.

The Annuity Payout Period

As owner of the contract, you have the right to decide how and to whom annuity payouts will be made starting on the annuitization start date. You may select one of the annuity payout plans outlined below, or we may mutually agree on other payout arrangements. We do not deduct any surrender charges under the payout plans listed below, except under annuity payout Plan E. (See “Charges — Surrender charge under Annuity Payout Plan E”).

You also decide whether we will make annuity payouts on a fixed or variable basis, or a combination of fixed and variable. The amount available to purchase payouts under the plan you select is the contract value on your annuitization start date after any rider charges have been deducted, plus any positive or negative MVA (less any applicable premium tax). Additionally, we currently allow you to use part of the amount available to purchase payouts, leaving any remaining contract value to accumulate on a tax-deferred basis. If you select a variable annuity payout, we reserve the right to limit the number of subaccounts in which you may invest. The GPAs and the Special DCA fixed account (Current Contract) and the DCA fixed account (Original Contract) are not available during this payout period.

Amounts of fixed and variable payouts depend on:

•	the annuity payout plan you select;

•	the annuitant’s age and, in most cases, sex;

•	the annuity table in the contract; and

•	the amounts you allocated to the accounts at settlement.

In addition, for variable annuity payouts only, amounts depend on the investment performance of the subaccounts you select. These payouts will vary from month to month because the performance of the funds will fluctuate.

For information with respect to transfers between accounts after annuity payouts begin, (see “Making the Most of Your Contract — Transfer policies”).

ANNUITY TABLES
The annuity tables in your contract (Table A and Table B) show the amount of the monthly payout for each $1,000 of contract value according to the age and, when applicable, the annuitant’s sex. (Where required by law, we will use a unisex table of settlement rates.)

Table A shows the amount of the first monthly variable annuity payout assuming that the contract value is invested at the beginning of the annuity payout period and earns a 5% rate of return, which is reinvested and helps to support future payouts.

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If you ask us at least 30 days before the annuitization start date, we will substitute an annuity table based on an assumed 3.5% investment rate for the 5% Table A in the contract. The assumed investment rate affects both the amount of the first payout and the extent to which subsequent payouts increase or decrease. For example, annuity payouts will increase if the investment return is above the assumed investment rate and payouts will decrease if the return is below the assumed investment rate. Using a 5% assumed interest rate results in a higher initial payout, but later payouts will increase more slowly when annuity unit values rise and decrease more rapidly when they decline.

Table B shows the minimum amount of each fixed annuity payout. We declare current payout rates that we use in determining the actual amount of your fixed annuity payout. The current payout rates will equal or exceed the guaranteed payout rates shown in Table B. We will furnish these rates to you upon request.

ANNUITY PAYOUT PLANS
You may choose an annuity payout plan by giving us written instructions at least 30 days before the annuitization start date. Generally, you may select one of the Plans A through E below or another plan agreed to by us. Some of the annuity payout plans may not be available if you have selected the Income Assurer Benefit rider.

•	Plan A – Life annuity — no refund: We make monthly payouts until the annuitant’s death. Payouts end with the last payout before the annuitant’s death. We will not make any further payouts. This means that if the annuitant dies after we made only one monthly payout, we will not make any more payouts.

•	Plan B – Life annuity with five, ten, 15 or 20 years certain: (under the Income Assurer Benefit rider: you may select life annuity with ten or 20 years certain): We make monthly payouts for a guaranteed payout period of five, ten, 15 or 20 years that you elect. This election will determine the length of the payout period to the beneficiary if the annuitant should die before the elected period expires. We calculate the guaranteed payout period from the annuitization start date. If the annuitant outlives the elected guaranteed payout period, we will continue to make payouts until the annuitant’s death.

•	Plan C – Life annuity — installment refund: (not available under the Income Assurer Benefit rider): We make monthly payouts until the annuitant’s death, with our guarantee that payouts will continue for some period of time. We will make payouts for at least the number of months determined by dividing the amount applied under this option by the first monthly payout, whether or not the annuitant is living.

•	Plan D

–	Joint and last survivor life annuity — no refund: We make monthly payouts while both the annuitant and a joint annuitant are living. If either annuitant dies, we will continue to make monthly payouts at the full amount until the death of the surviving annuitant. Payouts end with the death of the second annuitant.

–	Joint and last survivor life annuity with 20 years certain: We make monthly annuity payouts during the lifetime of the annuitant and joint annuitant. When either the annuitant or joint annuitant dies, we will continue to make monthly payouts during the lifetime of the survivor. If the survivor dies before we have made payouts for 20 years, we continue to make payouts to the named beneficiary for the remainder of the 20-year period which begins when the first annuity payout is made.

•	Plan E – Payouts for a specified period: We make monthly payouts for a specific payout period of ten to 30 years that you elect (under the Income Assurer Benefit rider, you may elect a payout period of 20 years only). We will make payouts only for the number of years specified whether the annuitant is living or not. Depending on the selected time period, it is foreseeable that an annuitant can outlive the payout period selected. During the payout period, you can elect to have us determine the present value of any remaining variable payouts and pay it to you in a lump sum. (Exception: If you have an Income Assurer Benefit rider and elect this annuity payout plan based on the Guaranteed Income Benefit Base, a lump sum payout is unavailable.) We determine the present value of the remaining annuity payouts which are assumed to remain level at the amount of the payout that would have been made 7 days prior to the date we determine the present value. The discount rate we use in the calculation is 5.17% for the assumed investment return of 3.5% and 6.67% for the assumed investment return of 5%. (See “Charges — Surrender charge under Annuity Payout Plan E.”) A 10% IRS penalty tax could apply if you take a surrender. (See “Taxes.”)

•	Guaranteed Withdrawal Benefit Annuity Payout Option (available only under contracts with the SecureSource, Guarantor Withdrawal Benefit for Life or Guarantor Withdrawal Benefit riders): This fixed annuity payout option is an alternative to the above annuity payout plans. This option may not be available if the contract is a qualified annuity. For such contracts, this option will be available only if the guaranteed payment period is less than the life expectancy of the owner at the time the option becomes effective. Such life expectancy will be computed using a life expectancy table published by the IRS. Under this option, the amount payable each year will be equal to the remaining schedule of GBPs, but the total amount paid will not exceed the total RBA at the time you begin this fixed payout option (see “Optional Benefits — SecureSource Riders”, “Appendix J: Guarantor Withdrawal Benefit for Life Rider” or “Appendix K: Guarantor Withdrawal Benefit Rider”). The amount paid in the current contract year will be reduced for any prior withdrawals in that

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year. These annualized amounts will be paid in the frequency that you elect. The frequencies will be among those offered by us at the time but will be no less frequent than annually. If, at the death of the owner, total payouts have been made for less than the RBA, the remaining payouts will be paid to the beneficiary.

•	Remaining Benefit Annuity Payout Option (available only under contracts with the SecureSource 20 rider): This fixed annuity payout option is an alternative to the above annuity payout plans. This option may not be available if the contract is a qualified annuity. For such contracts, this option will be available only if the guaranteed payment period is less than the life expectancy of the owner at the time the option becomes effective. Such life expectancy will be computed using a life expectancy table published by the IRS. Under this option, the amount payable each year will be equal to the remaining schedule of GBPs, but the total amount paid will not exceed the total RBA at the time you begin this fixed payout option (see “Optional Benefits — SecureSource 20 Riders”). The amount paid in the current contract year will be reduced for any prior withdrawals in that year. These annualized amounts will be paid in monthly installments. If the monthly payment is less than $100, we have the right to change the frequency, but no less frequent than annually. If, at the death of the owner, total payouts have been made for less than the RBA, the remaining payouts will be paid to the beneficiary.

Annuity payout plan requirements for qualified annuities: If your contract is a qualified annuity, you have the responsibility for electing a payout plan under your contract that complies with applicable law. Your contract describes your payout plan options. The options will meet certain IRS regulations governing RMDs if the payout plan meets the incidental distribution benefit requirements, if any, and the payouts are made:

•	in equal or substantially equal payments over a period not longer than your life expectancy, or over the joint life expectancy of you and your designated beneficiary; or

•	over a period certain not longer than your life expectancy or over the joint life expectancy of you and your designated beneficiary.

For qualified and nonqualified contracts with the SecureSource Stages rider, on the annuitization start date you can choose one of the payout options available under the contract or an alternative fixed annuity payout option available under the rider. Under the rider’s payout option, the minimum amount payable shown in Table B will not apply, and you will receive the ALP provided by this rider until the later of the death of covered person (Joint Life: both covered spouses) or depletion of the PBG. If you choose to receive the ALP, the amount payable each year will be equal to the ALP on the annuitization start date. The amount paid in the current contract year will be reduced for any prior withdrawals in that year. These annualized amounts will be paid in monthly installments. If the monthly payment is less than $100, we have the right to change the frequency, but no less frequently than annually. If You choose to receive the ALP rather than a payout option available under the contract, all other contract features, rider features and charges terminate after the annuitization start date except for the principal back guarantee. You must select a payout plan as of the annuitization start date set forth in your contract.

If we do not receive instructions: You must give us written instructions for the annuity payouts at least 30 days before the annuitization start date. If you do not, we will make payouts under Plan B, with 120 monthly payouts guaranteed.

If monthly payouts would be less than $20: We will calculate the amount of monthly payouts at the time amounts are applied to an annuity payout plan. If the calculations show that monthly payouts would be less than $20, we have the right to pay the amount that would otherwise have been applied to a plan to the owner in a lump sum or to change the frequency of the payouts.

Death after annuity payouts begin: If you (Current Contract), or you or the annuitant (Original Contract) die after annuity payouts begin, we will pay any amount payable to the beneficiary as provided in the annuity payout plan in effect.

Taxes

Under current law, your contract has a tax-deferral feature. Generally, this means you do not pay income tax until there is a taxable distribution (or deemed distribution) from the contract. We will send a tax information reporting form for any year in which we made a taxable or reportable distribution according to our records.

NONQUALIFIED ANNUITIES
Generally, only the increase in the value of a non-qualified annuity contract over the investment in the contract is taxable. Certain exceptions apply. Federal tax law requires that all nonqualified deferred annuity contracts issued by the same company (and possibly its affiliates) to the same owner during a calendar year be taxed as a single, unified contract when distributions are taken from any one of those contracts.

Annuity payouts: Generally, unlike surrenders described below, the taxation of annuity payouts are subject to exclusion ratios, i.e. in most cases, a portion of each payout will be ordinary income and subject to tax, and a portion of each payout will be considered a return of part of your investment in the contract and will not be taxed. All amounts you receive after your

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investment in the contract is fully recovered will be subject to tax. Under Annuity Payout Plan A: Life annuity — no refund, where the annuitant dies before your investment in the contract is fully recovered, the remaining portion of the unrecovered investment may be available as a federal income tax deduction to the owner for the last taxable year. Under all other annuity payout plans, where the annuity payouts end before your investment in the contract is fully recovered, the remaining portion of the unrecovered investment may be available as a federal income tax deduction to the taxpayer for the tax year in which the payouts end. (See “The Annuity Payout Period — Annuity Payout Plans.”)

Beginning in 2011, federal tax law permits taxpayers to annuitize a portion of their nonqualified annuity while leaving the remaining balance to continue to grow tax-deferred. Under the new partial annuitization rules, the portion annuitized must be received as an annuity for a period of 10 years or more, or for the lives of one or more individuals. If this requirement is met, the annuitized portion and the tax-deferred balance will generally be treated as two separate contracts for income tax purposes only. If a contract is partially annuitized, the investment in the contract is allocated between the deferred and the annuitized portions on a pro rata basis.

Surrenders: Generally, if you surrender all or part of your nonqualified annuity before the annuitization start date, including surrenders under any optional withdrawal benefit rider, your surrender will be taxed to the extent that the contract value immediately before the withdrawal exceeds the investment in the contract. Different rules may apply if you exchange another contract into this contract.

You also may have to pay a 10% IRS penalty for surrenders of taxable income you make before reaching age 59 1/2 unless certain exceptions apply.

Withholding: If you receive taxable income as a result of an annuity payout or surrender, including surrenders under any optional withdrawal benefit rider, we may deduct federal, and in some cases state withholding against the payment. Any withholding represents a prepayment of your tax due for the year. You take credit for these amounts on your annual income tax return. As long as you have provided us with a valid Social Security Number or Taxpayer Identification Number, and you have a valid U.S. address, you may be able to elect not to have any withholding occur.

If the payment is part of an annuity payout plan, we generally compute the amount of federal income tax withholding using payroll tables. You may provide us with a statement of how many exemptions to use in calculating the withholding. If the distribution is any other type of payment (such as partial or full surrender) we compute federal income tax withholding using 10% of the taxable portion.

The federal income tax withholding requirements differ if we deliver payment outside the United States or you are a non-resident alien.

Some states also may impose income tax withholding requirements similar to the federal withholding described above. If this should be the case, we may deduct state income tax withholding from the payment.

Death benefits to beneficiaries: The death benefit under a nonqualified contract is not exempt from estate (federal or state) taxes. In addition, for income tax purposes, any amount your beneficiary receives that exceeds the investment in the contract is taxable as ordinary income to the beneficiary in the year he or she receives the payments. (See also “Benefits in Case of Death — If You Die Before the Annuitization Start Date”).

Net Investment Income Tax (also known as Medicare contribution tax): Effective for taxable years beginning on or after January 1, 2013, certain high-income individuals (as well as estates and trusts) are subject to a new 3.8% net investment income tax (as an addition to income taxes). For individuals, the 3.8% tax applies to the lesser of (1) the amount by which the taxpayer’s modified adjusted gross income exceeds $200,000 ($250,000 for married filing jointly and surviving spouses; $125,000 for married filing separately) or (2) the taxpayer’s “net investment income.” Net investment income includes taxable income from nonqualified annuities. Annuity holders are advised to consult their tax advisor regarding the possible implications of this additional tax.

Annuities owned by corporations, partnerships or irrevocable trusts: For nonqualified annuities, any annual increase in the value of annuities held by such entities (nonnatural persons) generally will be treated as ordinary income received during that year. However, if the trust was set up for the benefit of a natural person(s) only, the income may remain tax-deferred until withdrawn or paid out.

Penalties: If you receive amounts from your nonqualified annuity before reaching age 59 1/2, you may have to pay a 10% IRS penalty on the amount includable in your ordinary income. However, this penalty will not apply to any amount received:

•	because of your death or in the event of nonnatural ownership, the death of annuitant;

•	because you become disabled (as defined in the Code);

•	if the distribution is part of a series of substantially equal periodic payments, made at least annually, over your life or life expectancy (or joint lives or life expectancies of you and your beneficiary);

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•	if it is allocable to an investment before Aug. 14, 1982; or

•	if annuity payouts are made under immediate annuities as defined by the Code.

Transfer of ownership: Generally, if you transfer ownership of a nonqualified annuity without receiving adequate consideration, the transfer may be taxed as a surrender for federal income tax purposes. If the transfer is a currently taxable event for income tax purposes, the original owner will be taxed on the amount of deferred earnings at the time of the transfer and also may be subject to the 10% IRS penalty discussed earlier. In this case, the new owner’s investment in the contract will be equal to the investment in the contract at the time of the transfer plus any earnings included in the original owner’s taxable income as a result of the transfer. In general, this rule does not apply to transfers between spouses or former spouses. Similar rules apply if you transfer ownership for full consideration. Please consult your tax advisor for further details.

1035 Exchanges: Section 1035 of the Code permits nontaxable exchanges of certain insurance policies, endowment contracts, annuity contracts and qualified long-term care insurance contracts while providing for continued tax deferral of earnings. In addition, Section 1035 permits the carryover of the investment in the contract from the old policy or contract to the new policy or contract. In a 1035 exchange one policy or contract is exchanged for another policy or contract. The following are nontaxable exchanges: (1) the exchange of a life insurance policy for another life insurance policy or for an endowment, annuity or qualified long-term care insurance contract, (2) the exchange of an endowment contract for an annuity or qualified long-term care insurance contract, or for an endowment contract under which payments will begin no later than payments would have begun under the contract exchanged, (3) the exchange of an annuity contract for another annuity or for a qualified long-term care insurance contract, and (4) the exchange of a qualified long-term care insurance contract for a qualified long-term care insurance contract. Additionally, other tax rules apply. However, if the life insurance policy has an outstanding loan, there may be tax consequences. Depending on the issue date of your original policy or contract, there may be tax or other benefits that are given up to gain the benefits of the new policy or contract. Consider whether the features and benefits of the new policy or contract outweigh any tax or other benefits of the old contract.

For a partial exchange of an annuity contract for another annuity contract, the 1035 exchange is generally tax-free. The investment in the original contract and the earnings on the contract will be allocated proportionately between the original and new contracts. However, per IRS Revenue Procedure 2011-38, if withdrawals are taken from either contract within the 180-day period following an exchange, the IRS will apply general tax principles to determine the appropriate tax treatment of the exchange and subsequent withdrawal. As a result, there may be unexpected tax consequences. You should consult your tax advisor before taking any withdrawal from either contract during the 180-day period following a partial exchange. Different IRS limitations on withdrawals apply to partial exchanges completed prior to October 24, 2011.

Assignment: If you assign or pledge your contract as collateral for a loan, earnings on purchase payments you made after Aug. 13, 1982 will be taxed as a deemed distribution and you may have to pay a 10% IRS penalty.

QUALIFIED ANNUITIES
Adverse tax consequences may result if you do not ensure that contributions, distributions and other transactions under the contract comply with the law. Qualified annuities have minimum distribution rules that govern the timing and amount of distributions. You should refer to your retirement plan’s Summary Plan Description, your IRA disclosure statement, or consult a tax advisor for additional information about the distribution rules applicable to your situation.

When you use your contract to fund a retirement plan or IRA that is already tax-deferred under the Code, the contract will not provide any necessary or additional tax deferral. If your contract is used to fund an employer sponsored plan, your right to benefits may be subject to the terms and conditions of the plan regardless of the terms of the contract.

Annuity payouts: Under a qualified annuity, except a Roth IRA, Roth 401(k) or Roth 403(b), the entire payout generally is includable as ordinary income and is subject to tax unless: (1) the contract is an IRA to which you made non-deductible contributions; or (2) you rolled after-tax dollars from a retirement plan into your IRA; or (3) the contract is used to fund a retirement plan and you or your employer have contributed after-tax dollars.

Annuity payouts from Roth IRAs: In general, the entire payout from a Roth IRA can be free from income and penalty taxes if you have attained age 59 1/2 and meet the five year holding period.

Surrenders: Under a qualified annuity, except a Roth IRA, Roth 401(k) or Roth 403(b), the entire surrender will generally be includable as ordinary income and is subject to tax unless: (1) the contract is an IRA to which you made non-deductible contributions; or (2) you rolled after-tax dollars from a retirement plan into your IRA; or (3) the contract is used to fund a retirement plan and you or your employer have contributed after-tax dollars.

Surrenders from Roth IRAs: In general, the entire payout from a Roth IRA can be free from income and penalty taxes if you have attained age 59 1/2 and meet the five year holding period.

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Required Minimum Distributions: Retirement plans (except for Roth IRAs) are subject to required surrenders called required minimum distributions (“RMDs”) beginning at age 70 1/2. RMDs are based on the fair market value of your contract at year-end divided by the life expectancy factor. Certain death benefits and optional riders may be considered in determining the fair market value of your contract for RMD purposes. This may cause your RMD to be higher. Inherited IRAs (including inherited Roth IRAs) are subject to special required minimum distribution rules. You should consult your tax advisor prior to making a purchase for an explanation of the potential tax implications to you.

Withholding for IRAs, Roth IRAs, SEPs and SIMPLE IRAs: If you receive taxable income as a result of an annuity payout or a surrender, including surrenders under any optional withdrawal benefit rider, we may deduct withholding against the payment. Any withholding represents a prepayment of your tax due for the year. You take credit for these amounts on your annual income tax return. As long as you have provided us with a valid Social Security Number or Taxpayer Identification Number, you can elect not to have any withholding occur.

If the payment is part of an annuity payout plan, we generally compute the amount of federal income tax withholding using payroll tables. You may provide us with a statement of how many exemptions to use in calculating the withholding. If the distribution is any other type of payment (such as a partial or full surrender) we compute federal income tax withholding using 10% of the taxable portion.

The federal income tax withholding requirements differ if we deliver payment outside the United States or you are a non-resident alien.

Some states also may impose income tax withholding requirements similar to the federal withholding described above. If this should be the case, we may deduct state income tax withholding from the payment.

Withholding for all other qualified annuities: If you receive directly all or part of the contract value from a qualified annuity, mandatory 20% federal income tax withholding (and possibly state income tax withholding) generally will be imposed at the time the payout is made from the plan. Any withholding represents a prepayment of your tax due for the year. You take credit for these amounts on your annual income tax return. This mandatory withholding will not be imposed if instead of receiving the distribution check, you elect to have the distribution rolled over directly to an IRA or another eligible plan. Payments made to a surviving spouse instead of being directly rolled over to an IRA are also subject to mandatory 20% income tax withholding.

In the below situations, the distribution is subject to an optional 10% withholding instead of the mandatory 20% withholding. We will withhold 10% of the distribution amount unless you elect otherwise.

•	the payout is one in a series of substantially equal periodic payouts, made at least annually, over your life or life expectancy (or the joint lives or life expectancies of you and your designated beneficiary) or over a specified period of 10 years or more;

•	the payout is a RMD as defined under the Code;

•	the payout is made on account of an eligible hardship; or

•	the payout is a corrective distribution.

State withholding also may be imposed on taxable distributions.

Penalties: If you receive amounts from your qualified contract before reaching age 59 1/2, you may have to pay a 10% IRS penalty on the amount includable in your ordinary income. However, this penalty generally will not apply to any amount received:

•	because of your death;

•	because you become disabled (as defined in the Code);

•	if the distribution is part of a series of substantially equal periodic payments made at least annually, over your life or life expectancy (or joint lives or life expectancies of you and your beneficiary);

•	if the distribution is made following severance from employment during the calendar year in which you attain age 55 (TSAs and annuities funding 401(a) plans only);

•	to pay certain medical or education expenses (IRAs only); or

•	if the distribution is made from an inherited IRA.

Death benefits to beneficiaries: The entire death benefit generally is taxable as ordinary income to the beneficiary in the year he/she receives the payments from the qualified annuity. If you made non-deductible contributions to a traditional IRA, the portion of any distribution from the contract that represents after-tax contributions is not taxable as ordinary income to your beneficiary. You are responsible for keeping all records tracking your non-deductible contributions to an IRA. Death benefits under a Roth IRA generally are not taxable as ordinary income to the beneficiary if certain distribution requirements are met. (See also “Benefits in Case of Death — If you Die Before the Annuitization Start Date”).

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Change of retirement plan type: IRS regulations allow for rollovers of certain retirement plan distributions. In some circumstances, you may be able to have an intra-contract rollover, keeping the same features and conditions. If the annuity contract you have does not support an intra-contract rollover, you are able to request an IRS approved rollover to another annuity contract or other investment product that you choose. If you choose another annuity contract or investment product, you will be subject to new rules, including a new surrender charge schedule for an annuity contract, or other product rules as applicable.

Assignment: You may not assign or pledge your qualified contract as collateral for a loan.

OTHER
Purchase payment credits: These are considered earnings and are taxed accordingly when surrendered or paid out.

Special considerations if you select any optional rider: As of the date of this prospectus, we believe that charges related to these riders are not subject to current taxation. Therefore, we will not report these charges as partial surrenders from your contract. However, the IRS may determine that these charges should be treated as partial surrenders subject to taxation to the extent of any gain as well as the 10% tax penalty for surrenders before the age of 59 1/2, if applicable.

We reserve the right to report charges for these riders as partial surrenders if we, as a withholding and reporting agent, believe that we are required to report them. In addition, we will report any benefits attributable to these riders on your death (Current Contract), or your or the annuitant’s death (Original Contract) as an annuity death benefit distribution, not as proceeds from life insurance.

Important: Our discussion of federal tax laws is based upon our understanding of current interpretations of these laws. Federal tax laws or current interpretations of them may change. For this reason and because tax consequences are complex and highly individual and cannot always be anticipated, you should consult a tax advisor if you have any questions about taxation of your contract.

RiverSource Life’s tax status: We are taxed as a life insurance company under the Code. For federal income tax purposes, the subaccounts are considered a part of our company, although their operations are treated separately in accounting and financial statements. Investment income is reinvested in the fund in which each subaccount invests and becomes part of that subaccount’s value. This investment income, including realized capital gains, is not subject to any withholding for federal or state income taxes. We reserve the right to make such a charge in the future if there is a change in the tax treatment of variable annuities or in our tax status as we then understand it.

Tax qualification: We intend that the contract qualify as an annuity for federal income tax purposes. To that end, the provisions of the contract are to be interpreted to ensure or maintain such tax qualification, in spite of any other provisions of the contract. We reserve the right to amend the contract to reflect any clarifications that may be needed or are appropriate to maintain such qualification or to conform the contract to any applicable changes in the tax qualification requirements. We will send you a copy of any amendments.

Spousal status: Under the Code, spousal continuation and certain distribution options are available only to a person who is defined as a “spouse” under the Federal Defense of Marriage Act or other applicable Federal law. All contract provisions will be interpreted and administered in accordance with the requirements of the Code. Therefore, under current Federal law, if you are in the civil union or you are contemplating a civil union or same-sex marriage, you should note that the favorable tax treatment afforded under Federal law would not be available to the same-sex partner or same-sex spouse. Same-sex partners or spouses who own or are considering the purchase of annuity products that provide benefits based upon status as a spouse should consult a tax adviser.

Voting Rights

As a contract owner with investments in the subaccounts, you may vote on important fund policies until annuity payouts begin. Once they begin, the person receiving them has voting rights. We will vote fund shares according to the instructions of the person with voting rights.

Before annuity payouts begin, the number of votes you have is determined by applying your percentage interest in each subaccount to the total number of votes allowed to the subaccount.

After annuity payouts begin, the number of votes you have is equal to:

•	the reserve held in each subaccount for your contract; divided by

•	the net asset value of one share of the applicable fund.

As we make annuity payouts, the reserve for the contract decreases; therefore, the number of votes also will decrease.

RIVERSOURCE INNOVATIONS SELECT VARIABLE ANNUITY — PROSPECTUS 95

We calculate votes separately for each subaccount. We will send notice of shareholders’ meetings, proxy materials and a statement of the number of votes to which the voter is entitled. We will vote shares for which we have not received instructions in the same proportion as the votes for which we received instructions. We also will vote the shares for which we have voting rights in the same proportion as the votes for which we received instructions.

Substitution of Investments

We may substitute the funds in which the subaccounts invest if:

•	laws or regulations change;

•	the existing funds become unavailable; or

•	in our judgment, the funds no longer are suitable (or are not the most suitable) for the subaccounts.

If any of these situations occur, and if we believe it is in the best interest of persons having voting rights under the contract, we have the right to substitute a fund currently listed in this prospectus (existing fund) for another fund (new fund). The new fund may have higher fees and/or operating expenses than the existing fund. Also, the new fund may have investment objectives and policies and/or investment advisers which differ from the existing fund.

We may also:

•	add new subaccounts;

•	combine any two or more subaccounts;

•	transfer assets to and from the subaccounts or the variable account; and

•	eliminate or close any subaccounts.

We will notify you of any substitution or change. If we notify you that a subaccount will be eliminated or closed, you will have a certain period of time to tell us where to reallocate purchase payments or contract value currently allocated to that subaccount. If we do not receive your reallocation instructions by the due date, we automatically will reallocate to the subaccount investing in the Columbia Variable Portfolio — Cash Management Fund (Class 3). You may then transfer this reallocated amount in accordance with the transfer provisions of your contract (see “Transferring Between Accounts” above).

In the event of substitution or any of these changes, we may amend the contract and take whatever action is necessary and appropriate without your consent or approval. However, we will not make any substitution or change without the necessary approval of the SEC and state insurance departments.

About the Service Providers

PRINCIPAL UNDERWRITER
RiverSource Distributors, Inc. (RiverSource Distributors), our affiliate, serves as the principal underwriter and general distributor of the contract. Its offices are located at 70100 Ameriprise Financial Center, Minneapolis, MN 55474. RiverSource Distributors is a wholly-owned subsidiary of Ameriprise Financial, Inc.

Sales of the Contract

•	Only securities broker-dealers (“selling firms”) registered with the SEC and members of the FINRA may sell the contract.

•	The contracts are continuously offered to the public through authorized selling firms. We and RiverSource Distributors have a sales agreement with the selling firm. The sales agreement authorizes the selling firm to offer the contracts to the public. RiverSource Distributors pays the selling firm (or an affiliated insurance agency) for contracts its investment professional sell. The selling firm may be required to return sales commissions under certain circumstances including but not limited to when contracts are returned under the free look period.

Payments We Make to Selling Firms

•	We may use compensation plans which vary by selling firm. For example, some of these plans pay selling firms a commission of up to 7.50% each time a purchase payment is made. We may also pay ongoing trail commissions of up to 1.25% of the contract value. We do not pay or withhold payment of trail commissions based on which investment options you select.

•	We may pay selling firms an additional sales commission of up to 1.00% of purchase payments for a period of time we select. For example, we may offer to pay an additional sales commission to get selling firms to market a new or enhanced contract or to increase sales during the period.

•	In addition to commissions, we may, in order to promote sales of the contracts, and as permitted by applicable laws and regulation, pay or provide selling firms with other promotional incentives in cash, credit or other compensation. We may

 96  RIVERSOURCE INNOVATIONS SELECT VARIABLE ANNUITY — PROSPECTUS

offer these promotional incentives to all selling firms. The terms of such arrangements differ between selling firms. These promotional incentives may include but are not limited to:

•	sponsorship of marketing, educational, due diligence and compliance meetings and conferences we or the selling firm may conduct for investment professionals, including subsidy of travel, meal, lodging, entertainment and other expenses related to these meetings;

•	marketing support related to sales of the contract including for example, the creation of marketing materials, advertising and newsletters;

•	providing service to contract owners; and

•	funding other events sponsored by a selling firm that may encourage the selling firm’s investment professionals to sell the contract.

These promotional incentives or reimbursements may be calculated as a percentage of the selling firm’s aggregate, net or anticipated sales and/or total assets attributable to sales of the contract, and/or may be a fixed dollar amount. As noted below this additional compensation may cause the selling firm and its investment professionals to favor the contracts.

Sources of Payments to Selling Firms
We pay the commissions and other compensation described above from our assets. Our assets may include:

•	revenues we receive from fees and expenses that you will pay when buying, owning and making a surrender from the contract (see “Expense Summary”);

•	compensation we or an affiliate receive from the underlying funds in the form of distribution and services fees (see “The Variable Account and the Funds — The Funds”);

•	compensation we or an affiliate receive from a fund’s investment adviser, subadviser, distributor or an affiliate of any of these (see “The Variable Account and the Funds — The Funds”); and

•	revenues we receive from other contracts we sell that are not securities and other businesses we conduct.

You do not directly pay the commissions and other compensation described above as the result of a specific charge or deduction under the contract. However, you may pay part or all of the commissions and other compensation described above indirectly through:

•	fees and expenses we collect from contract owners, including surrender charges; and

•	fees and expenses charged by the underlying subaccount funds in which you invest, to the extent we or one of our affiliates receive revenue from the funds or an affiliated person.

Potential Conflicts of Interest
Compensation payment arrangements with selling firms can potentially:

•	give selling firms a heightened financial incentive to sell the contract offered in this prospectus over another investment with lower compensation to the selling firm.

•	cause selling firms to encourage their investment professionals to sell you the contract offered in this prospectus instead of selling you other alternative investments that may result in lower compensation to the selling firm.

•	cause selling firms to grant us access to its investment professionals to promote sales of the contract offered in this prospectus, while denying that access to other firms offering similar contracts or other alternative investments which may pay lower compensation to the selling firm.

Payments to Investment Professionals

•	The selling firm pays its investment professionals. The selling firm decides the compensation and benefits it will pay its investment professionals.

•	To inform yourself of any potential conflicts of interest, ask the investment professional before you buy, how the selling firm and its investment professionals are being compensated and the amount of the compensation that each will receive if you buy the contract.

ISSUER
RiverSource Life issues the contracts. We are located at 70100 Ameriprise Financial Center, Minneapolis, MN 55474 and are a wholly-owned subsidiary of Ameriprise Financial, Inc.

We conduct a conventional life insurance business. We are licensed to do business in 49 states, the District of Columbia and American Samoa. Our primary products currently include fixed and variable annuity contracts and life insurance policies.

RIVERSOURCE INNOVATIONS SELECT VARIABLE ANNUITY — PROSPECTUS 97

LEGAL PROCEEDINGS
Life insurance companies have been the subject of increasing regulatory, legislative and judicial scrutiny. Numerous state and federal regulatory agencies have commenced examinations and other inquiries of insurance companies regarding sales and marketing practices (including sales to older consumers and disclosure practices), claims handling, and unclaimed property and escheatment practices and procedures. With regard to an industry-wide investigation of unclaimed property and escheatment practices and procedures, RiverSource Life is responding to regulatory audits, market conduct examinations and other inquiries (including inquiries from the State of Minnesota). RiverSource Life has cooperated with and will continue to cooperate with the applicable regulators regarding their inquiries.

RiverSource Life is involved in the normal course of business in a number of other legal and arbitration proceedings concerning matters arising in connection with the conduct of its business activities. RiverSource Life believes that it is not a party to, nor are any of its properties the subject of, any pending legal, arbitration or regulatory proceedings that would have a material adverse effect on its consolidated financial condition, results of operations or liquidity. However, it is possible that the outcome of any such proceedings could have a material adverse impact on results of operations in any particular reporting period as the proceedings are resolved.

Additional Information

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
RiverSource Life is incorporating by reference in this prospectus information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information that we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC automatically will update and supersede this information. The Annual Report on Form 10-K of RiverSource Life Insurance Company for the year ended December 31, 2012, File No. 33-28976, that we previously filed with the SEC under the Securities Exchange Act of 1934 (1934 Act) is incorporated by reference into this prospectus, as well as all of our subsequent annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC under the 1934 Act. To access this document, see “SEC Filings” under “Investors Relations” on our website at www.ameriprise.com.

RiverSource Life will furnish you without charge a copy of any or all of the documents incorporated by reference into this prospectus, including any exhibits to such documents which have been specifically incorporated by reference. We will do so upon receipt of your written or oral request. You can contact RiverSource Life at the telephone number and address listed on the first page of this prospectus.

AVAILABLE INFORMATION
This prospectus is part of a registration statement we file with the SEC. Additional information on RiverSource Life and on this offering is available in the registration statement. You can obtain copies of these materials at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. In addition to this prospectus, the SAI and information about the contract, information incorporated by reference is available on the EDGAR Database on the SEC’s Internet site at (http://www.sec.gov).

INDEMNIFICATION
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (Securities Act) may be permitted to directors and officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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APPENDICES

Table of Contents and Cross-Reference Table

APPENDIX NAME	PAGE #	CROSS-REFERENCE	PAGE #

Appendix A: Example — Market Value Adjustment (MVA)	p. 100	Guarantee Period Accounts (GPAs)	p. 33
Appendix B: Example — Surrender Charges	p. 102	Charges — Surrender Charges	p. 44
Appendix C: Example — Death Benefits	p. 111	Benefits in Case of Death	p. 66
Appendix D: Example — SecureSource Series of Riders	p. 117	Optional Benefits — Optional Living Benefits	p. 74
Appendix E: SecureSource Series of Riders — Additional RMD Disclosure	p. 125	Optional Benefits — Optional Living Benefits	p. 74
Appendix F: Example — Benefit Protector Death Benefit Rider	p. 127	Optional Benefits — Benefit Protector Death Benefit Rider	p. 87
Appendix G: Example — Benefit Protector Plus Death Benefit Rider	p. 129	Optional Benefits — Benefit Protector Plus Death Benefit Rider	p. 88
Appendix H: Purchase Payment Credits for Eligible Contracts	p. 131	Buying Your Contract — Purchase Payment Credits	p. 42
Appendix I: Asset Allocation Program for Contracts With Applications Signed Before May 1, 2006	p. 132	N/A
Appendix J: Guarantor Withdrawal Benefit for Life Rider Disclosure	p. 133	N/A
Appendix K: Guarantor Withdrawal Benefit Rider Disclosure	p. 145	N/A
Appendix L: Income Assurer Benefit Riders	p. 153	N/A
Appendix M: Example — Accumulation Protector Benefit Rider	p. 162	Optional Benefits — Optional Living Benefits	P. 74
Appendix N: SecureSource Rider Disclosure	p. 163
Appendix O: SecureSource 20 Rider Disclosure	p. 176	N/A
Appendix P: SecureSource Stages Rider Disclosure	p. 190
Appendix Q: Condensed Financial Information (Unaudited)	p. 200	Condensed Financial Information (Unaudited)	p. 19

The purpose of these appendices is first to illustrate the operation of various contract features and riders; second, to provide additional disclosure regarding various contract features and riders; and lastly, to provide condensed financial history (unaudited) of the subaccounts.

In order to demonstrate the contract features and riders, an example may show hypothetical contract values. These contract values do not represent past or future performance. Actual contract values may be more or less than those shown and will depend on a number of factors, including but not limited to the investment experience of the subaccounts, GPAs, Special DCA fixed account, (Current Contract), DCA fixed account, (Original Contract), regular fixed account (Current Contract), and one-year fixed account (Original Contract) and the fees and charges that apply to your contract.

The examples of death benefits and optional riders in appendices include a partial surrender to illustrate the effect of a partial surrender on the particular benefit. These examples are intended to show how the optional riders operate, and do not take into account whether the rider is part of a qualified contract. Qualified contracts are subject to required minimum distributions at certain ages which may require you to take partial surrenders from the contract (see “Taxes — Qualified Annuities — Required Minimum Distributions”). If you are considering the addition of certain death benefits and/or optional riders to a qualified contract, you should consult your tax advisor prior to making a purchase for an explanation of the potential tax implications to you.

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Appendix A: Example — Market Value Adjustment (MVA)

As the examples below demonstrate, the application of an MVA may result in either a gain or a loss of principal. We refer to all of the transactions described below as “early surrenders.”

Assumptions:

•	You purchase a contract and allocate part of your purchase payment to the ten-year GPA; and

•	we guarantee an interest rate of 3.0% annually for your ten-year guarantee period; and

•	after three years, you decide to make a surrender from your GPA. In other words, there are seven years left in your guarantee period.

Remember that the MVA depends partly on the interest rate of a new GPA for the same number of years as the guarantee period remaining on your GPA. In this case, that is seven years.

Example 1: Remember that your GPA is earning 3.0%. Assume at the time of your surrender new GPAs that we offer with a seven-year guarantee period are earning 3.5%. We add 0.10% to the 3.5% rate to get 3.6%. Your GPA’s 3.0% rate is less than the 3.6% rate and, so the MVA will be negative.

Example 2: Remember again that your GPA is earning 3.0%, and assume that new GPAs that we offer with a seven-year guarantee period are earning 2.5%. We add 0.10% to the 2.5% rate to get 2.6%. In this example, since your GPA’s 3.0% rate is greater than the 2.6% rate, the MVA will be positive. To determine that adjustment precisely, you will have to use the formula described below.

Sample MVA Calculations
The precise MVA formula we apply is as follows:

Early surrender amount ×	[(	1 + i 1 + j + .001)	n/12	− 1 ]	= MVA

Where	i	=	rate earned in the GPA from which amounts are being transferred or surrendered.
	j	=	current rate for a new guarantee period equal to the remaining term in the current guarantee period.
	n	=	number of months remaining in the current guarantee period (rounded up).

Examples — MVA
Using assumptions similar to those we used in the examples above:

•	You purchase a contract and allocate part of your purchase payment to the ten-year GPA;

•	we guarantee an interest rate of 3.0% annually for your ten-year guarantee period; and

•	after three years, you decide to make a $1,000 surrender from your GPA. In other words, there are seven years left in your guarantee period.

Example 1: You request an early surrender of $1,000 from your ten-year GPA earning a guaranteed interest rate of 3.0%. Assume at the time of your surrender new GPAs that we offer with a seven-year guarantee period are earning 3.5%. Using the formula above, we determine the MVA as follows:

$1,000 ×	[(	1.030 1 + .035 + .001)	84/12	− 1]	= –$39.84

In this example, the MVA is a negative $39.84.

Example 2: You request an early surrender of $1,000 from your ten-year GPA earning a guaranteed interest rate of 3.0%. Assume at the time of your surrender new GPAs that we offer with a seven-year guarantee period are earning 2.5%. Using the formula above, we determine the MVA as follows:

$1,000 ×	[(	1.030 1 + .025 + .001)	84/12	− 1]	= $27.61

In this example, the MVA is a positive $27.61.

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Please note that when you allocate your purchase payment to the ten-year GPA and your purchase payment is in its fourth year from receipt at the beginning of the guarantee period, your surrender charge percentage is 7%, if you elected the seven-year or ten-year surrender charge schedules and 4% if you elected a five-year surrender charge schedule. (See “Charges — Surrender Charge.”) We do not apply MVAs to the amounts we deduct for surrender charges, so we would deduct the surrender charge from your early surrender after we applied the MVA. Also note that when you request an early surrender, we surrender an amount from your GPA that will give you the net amount you requested after we apply the MVA and any applicable surrender charge, unless you request otherwise.

The current interest rate we offer on the GPA will change periodically at our discretion. It is the rate we are then paying on purchase payments, renewals and transfers paid under this class of contracts for guarantee period durations equaling the remaining guarantee period of the GPA to which the formula is being applied.

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Appendix B: Example — Surrender Charges

Example — Surrender Charges

We determine your surrender charge by multiplying the amount of each purchase payment surrendered which could be subject to a surrender charge by the applicable surrender charge percentage, and then totaling the surrender charges. We calculate the amount of purchase payments surrendered (PPS) as:

Current Contract:
PPS	=	PPSC + PPF
PPSC	=	purchase payments surrendered that could be subject to a surrender charge
	=	(PS – FA) / (CV – FA) × (PP – PPF)
PPF	=	purchase payments surrendered that are not subject to a surrender charge
	=	FA – contract earnings, but not less than zero
PP	=	purchase payments not previously surrendered (total purchase payments – PPS from all previous surrenders)
PS	=	amount the contract value is reduced by the surrender
FA	=	total free amount = greater of contract earnings or 10% of prior anniversary’s contract value
CV	=	contract value prior to the surrender
Original Contract:
PPS	=	XSF + (ACV – XSF) / (CV – TFA) × (PPNPS – XSF)
XSF	=	10% of prior anniversary’s contract value – contract earnings, but not less than zero
ACV	=	amount the contract value is reduced by the surrender – contract earnings, but not less than zero
TFA	=	total free amount = greater of contract earnings or 10% of prior anniversary’s contract value
PPNPS	=	purchase payments not previously surrendered (total purchase payments – PPS from all previous surrenders)
CV	=	contract value prior to the surrender

When determining the surrender charge, contract earnings are defined as the contract value, including any positive or negative MVA on amounts being surrendered, less purchase payments not previously surrendered. We determine current contract earnings by looking at the entire contract value, not the earnings of any particular subaccount, GPA, the regular fixed account (Current Contract), the one-year fixed account (Original Contract), the Special DCA fixed account (Current Contract) or the DCA fixed account (Original Contract). If the contract value is less than purchase payments received and not previously surrendered, then contract earnings are zero.

The examples below show how the surrender charge for a full and partial surrender is calculated for a contract with a seven-year surrender charge schedule. Each example illustrates the amount of the surrender charge for both a contract that experiences gains and a contract that experiences losses, given the same set of assumptions.

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Current Contract: Full surrender charge calculation — seven-year surrender charge schedule:

This is an example of how we calculate the surrender charge on a contract with a seven-year (from the date of each purchase payment) surrender charge schedule and the following history:

Assumptions:

•	We receive a single $50,000 purchase payment;

•	During the fourth contract year you surrender the contract for its total value. The surrender charge percentage in the fourth year after a purchase payment is 7.0%; and

•	You have made no prior surrenders.

We will look at two situations, one where the contract has a gain and another where there is a loss:

		Contract with Gain	Contract with Loss
	Contract value just prior to surrender:	$60,000.00	$40,000.00
	Contract value on prior anniversary:	58,000.00	42,000.00
We calculate the surrender charge as follows:

Step 1.	First, we determine the amount of earnings available in the contract at the time of surrender as:
	Contract value just prior to surrender (CV):	60,000.00	40,000.00
	Less purchase payments received and not previously surrendered (PP):	50,000.00	50,000.00

	Earnings in the contract (but not less than zero):	10,000.00	0.00

Step 2.	Next, we determine the total free amount (FA) available in the contract as the greatest of the following values:
	Earnings in the contract:	10,000.00	0.00
	10% of the prior anniversary’s contract value:	5,800.00	4,200.00

	FA (but not less than zero):	10,000.00	4,200.00

Step 3.	Next we determine PPF, the amount by which the total free amount (FA) exceeds earnings.
	Total free amount (FA):	10,000.00	4,200.00
	Less earnings in the contract:	10,000.00	0.00

	PPF (but not less than zero):	0.00	4,200.00

Step 4.	Next we determine PS, the amount by which the contract value is reduced by the surrender.
	PS:	60,000.00	40,000.00

Step 5.	Now we can determine how much of the PP is being surrendered (PPS) as follows:

	PPS = PPF + PPSC = PPF+ (PS – FA) / (CV – FA) * (PP – PPF)

	PPF from Step 3 =	0.00	4,200.00
	PS from Step 4 =	60,000.00	40,000.00
	CV from Step 1 =	60,000.00	40,000.00
	FA from Step 2 =	10,000.00	4,200.00
	PP from Step 1 =	50,000.00	50,000.00

	PPS =	50,000.00	50,000.00

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		Contract with Gain	Contract with Loss
Step 6.	We then calculate the surrender charge as a percentage of PPS. Note that for a contract with a loss, PPS may be greater than the amount you request to surrender:
	PPS:	50,000.00	50,000.00
	less PPF:	0.00	4,200.00

	PPSC = amount of PPS subject to a surrender charge:	50,000.00	45,800.00
	multiplied by the surrender charge rate:	× 7.0%	× 7.0%

	surrender charge:	3,500.00	3,206.00

Step 7.	The dollar amount you will receive as a result of your full surrender is determined as:
	Contract value surrendered:	60,000.00	40,000.00
	Surrender charge:	(3,500.00)	(3,206.00)
	Contract charge (assessed upon full surrender):	(40.00)	(40.00)

	Net full surrender proceeds:	$56,460.00	$36,754.00

 104  RIVERSOURCE INNOVATIONS SELECT VARIABLE ANNUITY — PROSPECTUS

Current Contract: Partial surrender charge calculation — seven-year surrender charge schedule:

This is an example of how we calculate the surrender charge on a contract with a seven-year (from the date of each purchase payment) surrender charge schedule and the following history:

Assumptions:

•	We receive a single $50,000 purchase payment;

•	During the fourth contract year you request a net partial surrender of $15,000.00. The surrender charge percentage in the fourth year after a purchase payment is 7.0%; and

•	You have made no prior surrenders.

We will look at two situations, one where the contract has a gain and another where there is a loss:

		Contract with Gain	Contract with Loss
	Contract value just prior to surrender:	$60,000.00	$40,000.00
	Contract value on prior anniversary:	58,000.00	42,000.00

We determine the amount of contract value that must be surrendered in order for the net partial surrender proceeds to match the amount requested. We start with an estimate of the amount of contract value to surrender and calculate the resulting surrender charge and net partial surrender proceeds as illustrated below. We then adjust our estimate and repeat until we determine the amount of contract value to surrender that generates the desired net partial surrender proceeds.

We calculate the surrender charge for each estimate as follows:

Step 1.	First, we determine the amount of earnings available in the contract at the time of surrender as:
	Contract value just prior to surrender (CV):	60,000.00	40,000.00
	Less purchase payments received and not previously surrendered (PP):	50,000.00	50,000.00

	Earnings in the contract (but not less than zero):	10,000.00	0.00

Step 2.	Next, we determine the total free amount (FA) available in the contract as the greatest of the following values:
	Earnings in the contract:	10,000.00	0.00
	10% of the prior anniversary’s contract value:	5,800.00	4,200.00

	FA (but not less than zero):	10,000.00	4,200.00

Step 3.	Next we determine PPF, the amount by which the total free amount (FA) exceeds earnings.
	Total free amount (FA):	10,000.00	4,200.00
	Less earnings in the contract:	10,000.00	0.00

	PPF (but not less than zero):	0.00	4,200.00

Step 4.	Next we determine PS, the amount by which the contract value is reduced by the surrender.
	PS (determined by iterative process described above):	15,376.34	16,062.31

Step 5.	Now we can determine how much of the PP is being surrendered (PPS) as follows:
	PPS = PPF + PPSC = PPF + (PS – FA) / (CV – FA) * (PP – PPF)
	PPF from Step 3 =	0.00	4,200.00
	PS from Step 4 =	15,376.34	16,062.31
	CV from Step 1 =	60,000.00	40,000.00
	FA from Step 2 =	10,000.00	4,200.00
	PP from Step 1 =	50,000.00	50,000.00

	PPS =	5,376.34	19,375.80

RIVERSOURCE INNOVATIONS SELECT VARIABLE ANNUITY — PROSPECTUS 105

		Contract with Gain	Contract with Loss
Step 6.	We then calculate the surrender charge as a percentage of PPS. Note that for a contract with a loss, PPS may be greater than the amount you request to surrender:
	PPS:	5,376.34	19,375.80
	less PPF:	0.00	4,200.00

	PPSC = amount of PPS subject to a surrender charge:	5,376.34	15,175.80
	multiplied by the surrender charge rate:	× 7.0%	× 7.0%

	surrender charge:	376.34	1,062.31

Step 7.	The dollar amount you will receive as a result of your partial surrender is determined as:
	Contract value surrendered:	15,376.34	16,062.31
	Surrender charge:	(376.34)	(1,062.31)

	Net partial surrender proceeds:	$15,000.00	$15,000.00

 106  RIVERSOURCE INNOVATIONS SELECT VARIABLE ANNUITY — PROSPECTUS

Original Contract: Full surrender charge calculation — seven-year surrender charge schedule:

This is an example of how we calculate the surrender charge on a contract with a seven-year (from the date of each purchase payment) surrender charge schedule and the following history:

Assumptions:

•	We receive a single $50,000 purchase payment;

•	During the fourth contract year you surrender the contract for its total value. The surrender charge percentage in the fourth year after a purchase payment is 7.0%; and

•	You have made no prior surrenders.

We will look at two situations, one where the contract has a gain and another where there is a loss:

		Contract with Gain	Contract with Loss
	Contract value just prior to surrender:	$60,000.00	$40,000.00
	Contract value on prior anniversary:	58,000.00	42,000.00

We calculate the surrender charge as follows:

Step 1.	First, we determine the amount of earnings available in the contract at the time of surrender as:
	Contract value just prior to surrender (CV):	60,000.00	40,000.00
	Less purchase payments received and not previously surrendered
	(PPNPS):	50,000.00	50,000.00

	Earnings in the contract (but not less than zero):	10,000.00	0.00

Step 2.	Next, we determine the total free amount (TFA) available in the contract as the greatest of the following values:
	Earnings in the contract:	10,000.00	0.00
	10% of the prior anniversary’s contract value:	5,800.00	4,200.00

	TFA (but not less than zero):	10,000.00	4,200.00

Step 3.	Next we determine ACV, the amount by which the contract value surrendered exceeds earnings.
	Contract value surrendered:	60,000.00	40,000.00
	Less earnings in the contract:	10,000.00	0.00

	ACV (but not less than zero):	50,000.00	40,000.00

Step 4.	Next we determine XSF, the amount by which 10% of the prior anniversary’s contract value exceeds earnings.
	10% of the prior anniversary’s contract value:	5,800.00	4,200.00
	Less earnings in the contract:	10,000.00	0.00

	XSF (but not less than zero):	0.00	4,200.00

Step 5.	Now we can determine how much of the PPNPS is being surrendered (PPS) as follows:
	PPS = XSF + (ACV – XSF) /(CV – TFA) * (PPNPS – XSF)
	XSF from Step 4 =	0.00	4,200.00
	ACV from Step 3 =	50,000.00	40,000.00
	CV from Step 1 =	60,000.00	40,000.00
	TFA from Step 2 =	10,000.00	4,200.00
	PPNPS from Step 1 =	50,000.00	50,000.00

	PPS =	50,000.00	50,000.00

RIVERSOURCE INNOVATIONS SELECT VARIABLE ANNUITY — PROSPECTUS 107

		Contract with Gain	Contract with Loss
Step 6.	We then calculate the surrender charge as a percentage of PPS. Note that for a contract with a loss, PPS may be greater than the amount you request to surrender:
	PPS:	50,000.00	50,000.00
	less XSF:	0.00	4,200.00

	amount of PPS subject to a surrender charge:	50,000.00	45,800.00
	multiplied by the surrender charge rate:	× 7.0%	× 7.0%

	surrender charge:	3,500.00	3,206.00

Step 7.	The dollar amount you will receive as a result of your full surrender is determined as:
	Contract value surrendered:	60,000.00	40,000.00
	Surrender charge:	(3,500.00)	(3,206.00)
	Contract charge (assessed upon full surrender):	(40.00)	(40.00)

	Net full surrender proceeds:	$56,460.00	$36,754.00

 108  RIVERSOURCE INNOVATIONS SELECT VARIABLE ANNUITY — PROSPECTUS

Original Contract: Partial surrender charge calculation — seven-year surrender charge schedule:

This is an example of how we calculate the surrender charge on a contract with a seven-year (from the date of each purchase payment) surrender charge schedule and the following history:

Assumptions:

•	We receive a single $50,000 purchase payment;

•	During the fourth contract year you request a net partial surrender of $15,000.00. The surrender charge percentage in the fourth year after a purchase payment is 7.0%; and

•	You have made no prior surrenders.

We will look at two situations, one where the contract has a gain and another where there is a loss:

		Contract with Gain	Contract with Loss

	Contract value just prior to surrender:	$60,000.00	$40,000.00
	Contract value on prior anniversary:	58,000.00	42,000.00
We determine the amount of contract value that must be surrendered in order for the net partial surrender proceeds to match the amount requested. We start with an estimate of the amount of contract value to surrender and calculate the resulting surrender charge and net partial surrender proceeds as illustrated below. We then adjust our estimate and repeat until we determine the amount of contract value to surrender that generates the desired net partial surrender proceeds.
We calculate the surrender charge for each estimate as follows:
Step 1.	First, we determine the amount of earnings available in the contract at the time of surrender as:
	Contract value just prior to surrender (CV):	60,000.00	40,000.00
	Less purchase payments received and not previously surrendered (PPNPS):	50,000.00	50,000.00

	Earnings in the contract (but not less than zero):	10,000.00	0.00

Step 2.	Next, we determine the Total Free Amount (TFA) available in the contract as the greatest of the following values:
	Earnings in the contract:	10,000.00	0.00
	10% of the prior anniversary’s contract value:	5,800.00	4,200.00

	TFA (but not less than zero):	10,000.00	4,200.00

Step 3.	Next we determine ACV, the amount by which the contract value surrendered exceeds earnings
	Contract value surrendered:	15,376.34	16,062.31
	Less earnings in the contract:	10,000.00	0.00

	ACV (but not less than zero):	5,376.34	16,062.31

Step 4.	Next we determine XSF, the amount by which 10% of the prior anniversary’s contract value exceeds earnings
	10% of the prior anniversary’s contract value:	5,800.00	4,200.00
	Less earnings in the contract:	10,000.00	0.00

	XSF (but not less than zero):	0.00	4,200.00

Step 5.	Now we can determine how much of the PPNPS is being surrendered (PPS) as follows:
	PPS = XSF + (ACV – XSF) / (CV – TFA) * (PPNPS – XSF)
	XSF from Step 4 =	0.00	4,200.00
	ACV from Step 3 =	5,376.34	16,062.31
	CV from Step 1 =	60,000.00	40,000.00
	TFA from Step 2 =	10,000.00	4,200.00
	PPNPS from Step 1 =	50,000.00	50,000.00

	PPS =	5,376.34	19,375.80

RIVERSOURCE INNOVATIONS SELECT VARIABLE ANNUITY — PROSPECTUS 109

		Contract with Gain	Contract with Loss

Step 6.	We then calculate the surrender charge as a percentage of PPS. Note that for a contract with a loss, PPS may be greater than the amount you request to surrender:
	PPS:	5,376.34	19,375.80
	less XSF:	0.00	4,200.00

	amount of PPS subject to a surrender charge:	5,376.34	15,175.80
	multiplied by the surrender charge rate:	× 7.0%	× 7.0%

	surrender charge:	376.34	1,062.31

Step 7.	The dollar amount you will receive as a result of your partial surrender is determined as:
	Contract value surrendered:	15,376.34	16,062.31
	Surrender charge:	(376.34)	(1,062.31)

	Net partial surrender proceeds:	$15,000.00	$15,000.00

 110  RIVERSOURCE INNOVATIONS SELECT VARIABLE ANNUITY — PROSPECTUS

Appendix C: Example — Death Benefits

Current Contract:

Example — ROPP Death Benefit

Assumptions:

•	You purchase the contract with a payment of $20,000; and

•	on the first contract anniversary you make an additional purchase payment of $5,000; and

•	During the second contract year the contract value falls to $22,000 and you take a $1,500 (including surrender charge) partial surrender; and

•	During the third contract year the contract value grows to $23,000.

We calculate the ROPP Death Benefit as follows:
Contract value at death:	$23,000.00

Purchase payments minus adjusted partial surrenders:
Total purchase payments:	$25,000.00
minus adjusted partial surrenders calculated as:
$1,500 × $25,000 $22,000 =	–1,704.55

for a death benefit of:	$23,295.45

The ROPP Death Benefit, calculated as the greatest of these two values:	$23,295.45

Example — MAV Death Benefit

•	You purchase the contract with a payment of $25,000; and

•	on the first contract anniversary the contract value grows to $26,000; and

•	During the second contract year the contract value falls to $22,000, at which point you take a $1,500 (including surrender charge) partial surrender, leaving a contract value of $20,500.

We calculate the MAV Death Benefit, which is based on the greater of three values, as follows:
1. Contract value at death:	$20,500.00

2. Purchase payments minus adjusted partial surrenders:
Total purchase payments:	$25,000.00
minus adjusted partial surrenders, calculated as:

$1,500 × $25,000 $22,000 =	–1,704.55

for a death benefit of:	$23,295.45

3. The MAV immediately preceding the date of death:
Greatest of your contract anniversary values:	$26,000.00
plus purchase payments made since the prior anniversary:	+0.00
minus adjusted partial surrenders, calculated as:
$1,500 x $26,000 $22,000 =	–1,772.73

for a death benefit of:	$24,227.27

The MAV Death Benefit, calculated as the greatest of these three values, which is the MAV:	$24,227.27

RIVERSOURCE INNOVATIONS SELECT VARIABLE ANNUITY — PROSPECTUS 111

Example — 5% Accumulation Death Benefit

Assumptions:

•	You purchase the contract with a payment of $25,000 with $5,000 allocated to the regular fixed account and $20,000 allocated to the subaccounts; and

•	on the first contract anniversary the regular fixed account value is $5,200 and the subaccount value is $17,000. Total contract value is $23,200; and

•	During the second contract year the regular fixed account value is $5,300 and the subaccount value is $19,000. Total contract value is $24,300. You take a $1,500 (including surrender charge) partial surrender all from the subaccounts, leaving the contract value at $22,800.

The death benefit, which is based on the greatest of three values, is calculated as follows:
1. Contract value at death:	$22,800.00

2. Purchase payments minus adjusted partial surrenders:
Total purchase payments:	$25,000.00
minus adjusted partial surrenders, calculated as:

$1,500 × $25,000 $24,300 =	–1,543.21

for a death benefit of:	$23,456.79

3. The 5% accumulation death benefit floor:
The variable account floor on the first contract anniversary, calculated as: 1.05 × $20,000 =	$21,000.00
plus amounts allocated to the subaccounts since that anniversary:	+0.00
minus the 5% accumulation death benefit floor adjusted partial surrender from the subaccounts, calculated as:
$1,500 × $21,000 $19,000 =	–1,657.89

variable account floor benefit:	$19,342.11
plus the regular fixed account account value:	+5,300.00

5% accumulation death benefit floor (value of the regular fixed account and the variable account floor):	$24,642.11

The 5% Accumulation Death Benefit, calculated as the greatest of these three values, which is the 5% accumulation death benefit floor:	$24,642.11

 112  RIVERSOURCE INNOVATIONS SELECT VARIABLE ANNUITY — PROSPECTUS

Example — Enhanced Death Benefit

Assumptions:

•	You purchase the contract with a payment of $25,000 with $5,000 allocated to the regular fixed account and $20,000 allocated to the subaccounts; and

•	on the first contract anniversary the regular fixed account value is $5,200 and the subaccount value is $17,000. Total contract value is $23,200; and

•	During the second contract year the regular fixed account value is $5,300 and the subaccount value is $19,000. Total contract value is $24,300. You take a $1,500 (including surrender charge) partial surrender all from the subaccounts, leaving the contract value at $22,800.

The death benefit, which is based on the greatest of four values, is calculated as follows:
1. Contract value at death:	$22,800.00

2. Purchase payments minus adjusted partial surrenders:
Total purchase payments:	$25,000.00
minus adjusted partial surrenders, calculated as:

$1,500 × $25,000 $24,300 =	–1,543.21

for a death benefit of:	$23,456.79

3. The MAV on the anniversary immediately preceding the date of death:
The MAV on the immediately preceding anniversary:	$25,000.00
plus purchase payments made since that anniversary:	+0.00
minus adjusted partial surrenders made since that anniversary, calculated as:
$1,500 × $25,000 $24,300 =	–1,543.21

for a MAV Death Benefit of:	$23,456.79

4. The 5% accumulation death benefit floor:
The variable account floor on the first contract anniversary calculated as: 1.05 × $20,000 =	$21,000.00
plus amounts allocated to the subaccounts since that anniversary:	+0.00
minus the 5% accumulation death benefit floor adjusted partial surrender from the subaccounts, calculated as:
$1,500 × $21,000 $19,000 =	–1,657.89

variable account floor benefit:	$19,342.11
plus the regular fixed account value:	+5,300.00

5% accumulation death benefit floor (value of the regular fixed account and the variable account floor):	$24,642.11

Enhanced Death Benefit, calculated as the greatest of these four values, which is the 5% accumulation death benefit floor:	$24,642.11

RIVERSOURCE INNOVATIONS SELECT VARIABLE ANNUITY — PROSPECTUS 113

Original Contract:

Example — ROP Death Benefit

Assumptions:

•	You purchase the contract with a payment of $20,000; and

•	on the first contract anniversary you make an additional purchase payment of $5,000; and

•	During the second contract year the contract value falls to $22,000 and you take a $1,500 (including surrender charge) partial surrender; and

•	During the third contract year the contract value grows to $23,000.

We calculate the ROP Death Benefit as follows:
Contract value at death:	$23,000.00

Purchase payments minus adjusted partial surrenders:
Total purchase payments:	$25,000.00
minus adjusted partial surrenders calculated as:
$1,500 × $25,000 $22,000 =	–1,704.55

for a death benefit of:	$23,295.45

The ROP Death Benefit, calculated as the greatest of these two values:	$23,295.45

Example — MAV Death Benefit

•	You purchase the contract with a payment of $25,000; and

•	on the first contract anniversary the contract value grows to $26,000; and

•	During the second contract year the contract value falls to $22,000, at which point you take a $1,500 (including surrender charge) partial surrender, leaving a contract value of $20,500.

We calculate the MAV Death Benefit, which is based on the greater of three values, as follows:
1. Contract value at death:	$20,500.00

2. Purchase payments minus adjusted partial surrenders:
Total purchase payments:	$25,000.00
minus adjusted partial surrenders, calculated as:

$1,500 × $25,000 $22,000 =	–1,704.55

for a death benefit of:	$23,295.45

3. The MAV immediately preceding the date of death:
Greatest of your contract anniversary values:	$26,000.00
plus purchase payments made since the prior anniversary:	+0.00
minus adjusted partial surrenders, calculated as:
$1,500 × $26,000 $22,000 =	–1,772.73

for a death benefit of:	$24,227.27

The MAV Death Benefit, calculated as the greatest of these three values, which is the MAV:	$24,227.27

 114  RIVERSOURCE INNOVATIONS SELECT VARIABLE ANNUITY — PROSPECTUS

Example — 5% Accumulation Death Benefit

Assumptions:

•	You purchase the contract with a payment of $25,000 with $5,000 allocated to the one-year fixed account and $20,000 allocated to the subaccounts; and

•	on the first contract anniversary the one-year fixed account value is $5,200 and the subaccount value is $17,000. Total contract value is $23,200; and

•	During the second contract year the one-year fixed account value is $5,300 and the subaccount value is $19,000. Total contract value is $24,300. You take a $1,500 (including surrender charge) partial surrender all from the subaccounts, leaving the contract value at $22,800.

The death benefit, which is based on the greatest of three values, is calculated as follows:
1. Contract value at death:	$22,800.00

2. Purchase payments minus adjusted partial surrenders:
Total purchase payments:	$25,000.00
minus adjusted partial surrenders, calculated as:
$1,500 × $25,000 $24,300 =	–1,543.21

for a death benefit of:	$23,456.79

3. The 5% variable account floor:
The variable account floor on the first contract anniversary, calculated as: 1.05 x $20,000 =	$21,000.00
plus amounts allocated to the subaccounts since that anniversary:	+0.00
minus the 5% variable account floor adjusted partial surrender from the subaccounts, calculated as:
$1,500 × $21,000 $19,000 =	–1,657.89

variable account floor benefit:	$19,342.11
plus the one-year fixed account value:	+5,300.00

5% variable account floor (value of the one-year fixed account, the one-year fixed account and the variable account floor):	$24,642.11

The 5% Accumulation Death Benefit, calculated as the greatest of these three values, which is the 5% variable account floor:	$24,642.11

RIVERSOURCE INNOVATIONS SELECT VARIABLE ANNUITY — PROSPECTUS 115

Example — Enhanced Death Benefit

Assumptions:

•	You purchase the contract with a payment of $25,000 with $5,000 allocated to the one-year fixed account and $20,000 allocated to the subaccounts; and

•	on the first contract anniversary the one-year fixed account value is $5,200 and the subaccount value is $17,000. Total contract value is $23,200; and

•	During the second contract year the one-year fixed account value is $5,300 and the subaccount value is $19,000. Total contract value is $24,300. You take a $1,500 (including surrender charge) partial surrender all from the subaccounts, leaving the contract value at $22,800.

The death benefit, which is based on the greatest of four values, is calculated as follows:
1. Contract value at death:	$22,800.00

2. Purchase payments minus adjusted partial surrenders:
Total purchase payments:	$25,000.00
minus adjusted partial surrenders, calculated as:

$1,500 × $25,000 $24,300 =	–1,543.21

for a death benefit of:	$23,456.79

3. The MAV on the anniversary immediately preceding the date of death:
The MAV on the immediately preceding anniversary:	$25,000.00
plus purchase payments made since that anniversary:	+0.00
minus adjusted partial surrenders made since that anniversary, calculated as:
$1,500 × $25,000 $24,300 =	–1,543.21

for a MAV Death Benefit of:	$23,456.79

4. The 5% variable account floor:
The variable account floor on the first contract anniversary calculated as: 1.05 x $20,000 =	$21,000.00
plus amounts allocated to the subaccounts since that anniversary:	+0.00
minus the 5% variable account floor adjusted partial surrender from the subaccounts, calculated as:
$1,500 × $21,000 $19,000 =	–1,657.89

variable account floor benefit:	$19,342.11
plus the one-year fixed account value:	+5,300.00

5% variable account floor (value of the one-year fixed account and the variable account floor):	$24,642.11

Enhanced Death Benefit, calculated as the greatest of these four values, which is the 5% variable account floor:	$24,642.11

 116  RIVERSOURCE INNOVATIONS SELECT VARIABLE ANNUITY — PROSPECTUS

Appendix D: Example — SecureSource Series of Riders

SecureSource Stages 2 riders — Example:

Assumptions:

•	You purchase the contract with a payment of $100,000 and make no additional payments to the contract.

•	You are the sole owner and also the annuitant. You (and your spouse for the joint benefit) are age 61.

•	Annual Step-ups are applied each anniversary when available, where the contract value is greater than the PBG and/or the BB. Applied annual step-ups are indicated in bold.

•	You elect the Moderate investment option at issue.

			Hypothetical
Contract			Assumed				Benefit							Lifetime
Duration	Purchase	Partial	Contract				Determining							Payment
in Years	Payments	Withdrawals	Value	BB		WAB	Percentage	PBG		ALP		RALP		Percent

At Issue	$100,000	NA	$100,000	$100,000		$100,000	0.0%	$100,000		$4,000		$4,000	(1)	4%

1	0	0	98,000	108,000		108,000	9.3%	108,000		5,400		5,400	(2)	5%

2	0	0	105,000	114,000		114,000	7.9%	105,000		5,700		5,700		5%

3	0	0	118,000	120,000		120,000	1.7%	118,000		6,000		6,000		5%

3.5	0	6,000	112,000	120,000		113,898	1.7%	112,000		6,000		0		5%

4	0	0	115,000	120,000		115,000	0.0%	115,000		6,000		6,000		5%

5	0	0	130,000	130,000		130,000	0.0%	130,000		7,800	(3)	7,800	(3)	6%	(3)

6	0	0	110,000	130,000		130,000	15.4%	130,000		7,800		7,800		6%

7	0	0	100,000	130,000		130,000	23.1%	130,000		6,500	(4)	6,500	(4)	5%	(4)

7.5	0	10,000	90,000	125,134	(5)	117,000	23.1%	118,877	(5)	6,257	(5)	0		5%

8	0	0	80,000	125,134		117,000	31.6%	118,877		6,257		6,257		5%

9	0	0	95,000	125,134		117,000	18.8%	188,877		7,508	(4)	7,508	(4)	6%	(4)

(1)	The ALP and RALP are based on percentage B until the end of the 1-year waiting period.

(2)	Since no withdrawal was taken, at the end of the 1-year waiting period, the ALP and RALP are recalculated based on percentage A.

(3)	Because the annual step-up increased the BB on the anniversary and the covered person’s (for the joint benefit, younger covered spouse’s) attained age is in a higher age band, the Lifetime Payment Percentage increased.

(4)	The Lifetime Payment Percentage is based on percentage A when the BDP is less than 20% and percentage B when the BDP is greater than or equal to 20%.

(5)	The $10,000 withdrawal is greater than the $6,500 RALP allowed under the rider and therefore excess withdrawal processing is applied. The BB and PBG are reset as described in “Lifetime Benefit Description – Determination of Adjustment of Benefit Values”.

RIVERSOURCE INNOVATIONS SELECT VARIABLE ANNUITY — PROSPECTUS 117

Example: SecureSource Stages

Assumptions:

•	You purchase the contract with a payment of $100,000 and make no additional payments to the contract.

•	You are the sole owner and also the annuitant. You (and your spouse for the joint benefit) are age 61.

•	Annual step-ups are applied each anniversary when available, where the contract value is greater than the PBG and/or the BB. Applied annual Step-ups are indicated in bold.

•	You elect the PN program Moderate investment option at issue.

			Hypothetical
Contract			Assumed				Benefit							Lifetime
Duration	Purchase	Partial	Contract				Determining							Payment
in Years	Payments	Withdrawals	Value	BB		WAB	Percentage	PBG		ALP		RALP		Percent

At Issue	$100,000	NA	$100,000	$100,000		$100,000	0.0%	$100,000		$5,000		$0	(1)	5%

1	0	0	98,000	108,000		108,000	9.3%	100,000		5,400		0		5%

2	0	0	105,000	114,000		114,000	7.9%	105,000		5,700		0		5%

3	0	0	118,000	120,000		120,000	1.7%	118,000		6,000		6,000	(2)	5%

3.5	0	6,000	112,000	120,000		113,898	1.7%	112,000		6,000		0		5%

4	0	0	115,000	120,000		115,000	0.0%	115,000		6,000		6,000		5%

5	0	0	130,000	130,000		130,000	0.0%	130,000		7,800	(3)	7,800	(3)	6%	(3)

6	0	0	110,000	130,000		130,000	15.4%	130,000		7,800		7,800		6%

7	0	0	100,000	130,000		130,000	23.1%	130,000		6,500	(4)	6,500	(4)	5%	(40

7.5	0	10,000	90,000	117,000	(5)	117,000	23.1%	108,000	(5)	5,850	(5)	0		5%

8	0	0	80,000	117,000		117,000	31.6%	108,000		5,850		5,850		5%

9	0	0	95,000	117,000		117,000	18.8%	108,000		7,020	(4)	7,020	(4)	6%	(4)

(1)	The RALP is zero until the end of the 3-Year waiting period.
(2)	At the end of the 3-Year waiting period, the RALP is set equal to the ALP.
(3)	Because the annual step-up increased the BB on the anniversary and the covered person’s (for the joint benefit, younger covered spouse’s) attained age is in a higher age band, the lifetime payment percentage increased.
(4)	The lifetime payment percentage is based on percentage A when the BDP is less than 20% and percentage B when the BDP is greater than or equal to 20%.
(5)	The $10,000 withdrawal is greater than the $6,500 RALP allowed under the rider and therefore excess withdrawal processing is applied. The BB and PBG are reset as described in “Determination of Adjustment of Benefit Values” in the “Lifetime Benefit Description”.

 118  RIVERSOURCE INNOVATIONS SELECT VARIABLE ANNUITY — PROSPECTUS

Example: SecureSource 20

EXAMPLE #1: Lifetime benefit not established at the time the contract and rider are purchased.
Assumptions:

•	You purchase the contract with a payment of $100,000 and make no additional payments to the contract.

•	You are the sole owner and also the annuitant. You (and your spouse for the joint benefit) are age 61.

•	Annual step-ups are applied each anniversary when available, where the contract value is greater than the RBA and/or the contract value times the ALP percentage is greater than the ALP. Applied annual step-ups are indicated in bold.

•	You elect the Moderate PN program investment option at issue.

			Hypothetical
Contract			Assumed
Duration	Purchase	Partial	Contract				Basic Benefit								Lifetime Benefit
in Years	Payments	Surrenders	Value	WAB		BDP	GBA		RBA		GBP		RBP		ALP		RALP

At Issue	$100,000	NA	$100,000	$100,000		0.0%	$100,000		$100,000		$6,000		$0		NA		NA

1	0	0	98,000	100,000		2.0%	100,000		100,000		6,000		0		NA		NA

2	0	0	105,000	105,000		0.0%	105,000		105,000		6,300		0		NA		NA

3	0	0	125,000	125,000		0.0%	125,000		125,000		7,500		7,500		NA		NA

3.5	0	6,000	111,000	118,590		6.4%	125,000		119,000		7,500		1,500		NA		NA

4	0	0	104,000	118,590		12.3%	125,000		119,000		7,500		7,500		7,140	(1)	7,140	(1)

5	0	0	90,000	118,590		24.1%	125,000		119,000		6,250	(2)	6,250	(2)	5,950	(2)	5,950	(2)

6	0	0	95,000	118,590		19.9%	125,000		119,000		7,500		7,500		7,140		7,140

6.5	0	7,500	87,500	87,500	(3)	0.0%	125,000		111,500		7,500		0		5,250	(3)	0

7	0	0	90,000	90,000		0.0%	125,000		111,500		7,500		7,500		5,400		5,400

7.5	0	10,000	70,000	70,000	(4)	0.0%	70,000	(4)	70,000	(4)	4,200	(4)	0		4,200	(4)	0

8	0	0	75,000	75,000		0.0%	75,000		75,000		4,500		4,500		4,500		4,500

(1)	The ALP and RALP are established on the contract anniversary following the date the covered person (younger Covered Spouse for Joint) reaches age 65 as the greater of the ELB or the RBA, times the ALP percentage.
(2)	The ALP percentage and GBP percentage are 6% when the BDP is less than 20% and 5% when the BDP is greater than or equal to 20%.
(3)	The $7,500 surrender is greater than the $7,140 RALP allowed under the lifetime benefit and therefore excess surrender processing is applied to the ALP, resetting the ALP to the lesser of the prior ALP or the ALP percentage times the contract value following the surrender. The WAB is reset to the ALP after the reset divided by the current ALP percentage. The BDP at the time of surrender is less than 20%, so the ALP percentage and GBP percentage are set at 6% for the remainder of the contract year.
(4)	The $10,000 surrender is greater than both the $7,500 RBP allowed under the basic benefit and the $5,400 RALP allowed under the lifetime benefit and therefore excess surrender processing is applied to both benefits. The GBA is reset to the lesser of the prior GBA or the contract value following the surrender. The RBA is reset to the lesser of the prior RBA less the surrender or the contract value following the surrender. The ALP is reset to the lesser of the prior ALP or the ALP percentage times the contract value following the surrender. The WAB is reset to the ALP after the reset divided by the current ALP Percentage. The BDP at the time of surrender is less than 20%, so the ALP Percentage and GBP percentage are set at 6% for the remainder of the contract year.

RIVERSOURCE INNOVATIONS SELECT VARIABLE ANNUITY — PROSPECTUS 119

EXAMPLE #2: Lifetime benefit established at the time the contract and rider are purchased.

Assumptions:

•	You purchase the contract with a payment of $100,000 and make no additional payments to the contract.

•	You are the sole owner and also the annuitant. You (and your spouse for the joint benefit) are age 65.

•	Annual Step-ups are applied each anniversary when available, where the contract value is greater than the RBA and/or the contract value times the ALP Percentage is greater than the ALP. Applied Annual Step-ups are indicated in bold.

•	You elect the Moderate PN program investment option at issue. On the 7th contract anniversary, you elect to change to the Moderately Aggressive PN program investment option. The target PN program investment option under the contract is the Moderate PN program investment option.

			Hypothetical
Contract			Assumed
Duration	Purchase	Partial	Contract				Basic Benefit								Lifetime Benefit
in Years	Payments	Surrenders	Value	WAB		BDP	GBA		RBA		GBP		RBP		ALP		RALP

At Issue	$100,000	NA	$100,000	$100,000		0.0%	$100,000		$100,000		$6,000		$0		$6,000		$0

1	0	0	105,000	105,000		0.0%	105,000		105,000		6,300		0		6,300		0

2	0	0	110,000	110,000		0.0%	110,000		110,000		6,600		0		6,600		0

3	0	0	110,000	120,000		8.3%	110,000		110,000		6,600		6,600	(1)	7,200		7,200	(1)

3.5	0	6,000	104,000	113,455		8.3%	110,000		104,000		6,600		600		7,200		1,200

4	0	0	100,000	113,455		11.9%	110,000		104,000		6,600		6,600		7,200		7,200

4.5	0	7,000	90,000	105,267		14.5%	90,000		90,000		5,400	(2)	5,400	(2)	7,200		200

5	0	0	80,000	105,267		24.0%	90,000		90,000		4,500	(3)	4,500	(3)	6,000	(3)	6,000	(3)

5.5	0	10,000	70,000	70,000	(4)	0.0%	70,000		70,000		3,500	(4)	3,500	(4)	3,500	(4)	3,500	(4)

6	0	0	75,000	75,000		0.0%	75,000		75,000		4,500		4,500		4,500		4,500

7	0	0	70,000	70,000	(5)	0.0%	70,000	(5)	70,000	(5)	4,200	(5)	4,200	(5)	4,200	(5)	4,200	(5)

(1)	At the end of the 3-Year waiting period, the RBP and RALP are set equal to the GBP and ALP, respectively. The 20% rider credit is applied to the lifetime benefit.
(2)	The $7,000 surrender is greater than the $6,600 RBP allowed under the basic benefit and therefore excess surrender processing is applied to the basic benefit. The GBA is reset to the lesser of the prior GBA or the contract value following the surrender. The RBA is reset to the lesser of the prior RBA less the surrender or the contract value following the surrender. The BDP at the time of surrender is less than 20%, so the ALP Percentage and GBP Percentage are set at 6% for the remainder of the contract year.
(3)	The ALP Percentage and GBP Percentage are 6% when the BDP is less than 20% and 5% when the BDP is greater than or equal to 20%.
(4)	The $10,000 surrender is greater than both the $4,500 RBP allowed under the basic benefit and the $6,000 RALP allowed under the lifetime benefit and therefore excess surrender processing is applied to both benefits. The GBA is reset to the lesser of the prior GBA or the contract value following the surrender. The RBA is reset to the lesser of the prior RBA less the surrender or the contract value following the surrender. The ALP is reset to the lesser of the prior ALP or the ALP percentage times the contract value following the surrender. The WAB is reset to the ALP after the reset divided by the current ALP Percentage. The BDP at the time of surrender is greater than or equal to 20%, so the ALP Percentage and GBP Percentage are set at 5% for the remainder of the contract year.
(5)	Allocation to the Moderately Aggressive PN program investment option during a surrender phase will reset the benefit. The GBA is reset to the lesser of the prior GBA or the contract value. The RBA is reset to the lesser of the prior RBA or the contract value. The ALP is reset to the lesser of the prior ALP or the ALP percentage times the contract value. The WAB is reset to the ALP after the reset divided by the current ALP percentage. Any future surrenders will reallocate your contract value to the Moderate PN program investment option if you are invested more aggressively than the Moderate PN program investment option.

 120  RIVERSOURCE INNOVATIONS SELECT VARIABLE ANNUITY — PROSPECTUS

Example: SecureSource

EXAMPLE #1: Single Life benefit: Covered person has not reached age 65 at the time the contract and rider are purchased.

Assumptions:

•	You purchase the contract with a payment of $100,000 and make no additional payments to the contract.

•	You are the sole owner and also the annuitant. You are age 60.

•	Automatic annual step-ups are applied each anniversary when available, where the contract value is greater than the RBA and/or 6% of the contract value is greater than the ALP. Applied annual step-ups are indicated in bold.

•	You elect the Moderate PN program investment option at issue. On the 1st contract anniversary, you elect to change to the Moderately Aggressive PN program investment option. The target PN program investment option under the contract is the Moderate PN program investment option.

			Hypothetical
Contract			Assumed
Duration	Purchase	Partial	Contract	Basic Withdrawal Benefit						Lifetime Withdrawal Benefit
in Years	Payments	Withdrawals	Value	GBA		RBA		GBP	RBP	ALP			RALP

At Issue	$100,000	$ N/A	$100,000	$100,000		$100,000		$7,000	$7,000	$	N/A		$	N/A

0.5	0	5,000	92,000	100,000		95,000		7,000	2,000		N/A			N/A

1	0	0	90,000	90,000	(1)	90,000	(1)	6,300	6,300		N/A			N/A

2	0	0	81,000	90,000		90,000		6,300	6,300		N/A			N/A

5	0	0	75,000	90,000		90,000		6,300	6,300		5,400	(2)		5,400	(2)

5.5	0	5,400	70,000	90,000		84,600		6,300	900		5,400			0

6	0	0	69,000	90,000		84,600		6,300	6,300		5,400			5,400

6.5	0	6,300	62,000	90,000		78,300		6,300	0		3,720	(3)		0

7	0	0	64,000	90,000		78,300		6,300	6,300		3,840			3,840

7.5	0	10,000	51,000	51,000	(4)	51,000	(4)	3,570	0		3,060	(4)		0

8	0	0	55,000	55,000		55,000		3,850	3,850		3,300			3,300

At this point, assuming no additional activity (step ups, excess withdrawals, purchase payments, spousal continuation, contract ownership change, or PN program investment option changes), you can continue to withdraw up to either the GBP of $3,850 each year until the RBA is reduced to zero, or the ALP of $3,300 each year until the later of your death or the RBA is reduced to zero.

(1)	Allocation to the Moderately Aggressive PN program investment option during a withdrawal phase will reset the benefit. The GBA is reset to the lesser of the prior GBA or the contract value. The RBA is reset to the lesser of the prior RBA or the contract value. The ALP (if established) is reset to the lesser of the prior ALP or 6% of the contract value. Any future withdrawals will reallocate your contract value to the Moderate PN program investment option if you are invested more aggressively than the Moderate PN program investment option.
(2)	The ALP and RALP are established on the contract anniversary date following the date the covered person reaches age 65 as 6% of the RBA.
(3)	The $6,300 withdrawal is greater than the $5,400 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the ALP, resetting the ALP to the lesser of the prior ALP or 6% of the contract value following the withdrawal.
(4)	The $10,000 withdrawal is greater than both the $6,300 RBP allowed under the basic withdrawal benefit and the $3,840 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the GBA, RBA, and ALP. The GBA is reset to the lesser of the prior GBA or the contract value following the withdrawal. The RBA is reset to the lesser of the prior RBA less the withdrawal or the contract value following the withdrawal. The ALP is reset to the lesser of the prior ALP or 6% of the contract value following the withdrawal.

RIVERSOURCE INNOVATIONS SELECT VARIABLE ANNUITY — PROSPECTUS 121

EXAMPLE #2: Single Life benefit: Covered person has reached 65 at the time the contract and rider are purchased.

Assumptions:

•	You purchase the contract with a payment of $100,000 and make no additional payments to the contract.

•	You are the sole owner and also the annuitant. You are age 65.

•	Automatic annual step-ups are applied each anniversary when available, where the contract value is greater than the RBA and/or 6% of the contract value is greater than the ALP. Applied annual step-ups are indicated in bold.

•	Your death occurs after 6 1/2 contract years and your spouse continues the contract and rider. Your spouse is over age 65 and is the new covered person.

			Hypothetical
Contract			Assumed
Duration	Purchase	Partial	Contract	Basic Withdrawal Benefit							Lifetime Withdrawal Benefit
in Years	Payments	Withdrawals	Value	GBA		RBA		GBP	RBP		ALP		RALP

At Issue	$100,000	$ N/A	$100,000	$100,000		$100,000		$7,000	$7,000		$6,000		$6,000

1	0	0	105,000	105,000		105,000		7,350	7,000	(1)	6,300		6,000	(1)

2	0	0	110,000	110,000		110,000		7,700	7,000	(1)	6,600		6,000	(1)

3	0	0	110,000	110,000		110,000		7,700	7,700	(2)	6,600		6,600	(2)

3.5	0	6,600	110,000	110,000		103,400		7,700	1,100		6,600		0

4	0	0	115,000	115,000		115,000		8,050	8,050		6,900		6,900

4.5	0	8,050	116,000	115,000		106,950		8,050	0		6,900	(3)	0

5	0	0	120,000	120,000		120,000		8,400	8,400		7,200		7,200

5.5	0	10,000	122,000	120,000	(4)	110,000	(4)	8,400	0		7,200	(4)	0

6	0	0	125,000	125,000		125,000		8,750	8,750		7,500		7,500

6.5	0	0	110,000	125,000		125,000		8,750	8,750		6,600	(5)	6,600	(5)

7	0	0	105,000	125,000		125,000		8,750	8,750		6,600		6,600

At this point, assuming no additional activity (step ups, excess withdrawals, purchase payments, contract ownership change, or PN program investment option changes), your spouse can continue to withdraw up to either the GBP of $8,750 each year until the RBA is reduced to zero, or the ALP of $6,600 each year until the later of your spouse’s death or the RBA is reduced to zero.

(1)	The annual step-up has not been applied to the RBP or RALP because any withdrawal after step up during the waiting period would reverse any prior step ups prior to determining if the withdrawal is excess. Therefore, during the waiting period, the RBP is the amount you can withdraw without incurring the GBA and RBA excess withdrawal processing, and the RALP is the amount you can withdraw without incurring the ALP excess withdrawal processing.
(2)	On the third anniversary (after the end of the waiting period), the RBP and RALP are set equal to the GBP and ALP, respectively.
(3)	The $8,050 withdrawal is greater than the $6,900 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the ALP, resetting the ALP to the lesser of the prior ALP or 6% of the contract value following the withdrawal.
(4)	The $10,000 withdrawal is greater than both the $8,400 RBP allowed under the basic withdrawal benefit and the $7,200 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the GBA, RBA, and ALP. The GBA is reset to the lesser of the prior GBA or the contract value following the withdrawal. The RBA is reset to the lesser of the prior RBA less the withdrawal or the contract value following the withdrawal. The ALP is reset to the lesser of the prior ALP or 6% of the contract value following the withdrawal.
(5)	At spousal continuation, the ALP is reset to the lesser of the prior ALP or 6% of the contract value and the RALP is reset to the ALP.

 122  RIVERSOURCE INNOVATIONS SELECT VARIABLE ANNUITY — PROSPECTUS

EXAMPLE #3: Joint Life benefit: Younger covered spouse has not reached 65 at the time the contract and rider are purchased.

Assumptions:

•	You purchase the contract with a payment of $100,000 and make no additional payments to the contract.

•	You are age 59 and your spouse is age 60.

•	Automatic annual step-ups are applied each anniversary when available, where the contract value is greater than the RBA and/or 6% of the contract value is greater than the ALP. Applied annual step-ups are indicated in bold.

•	You elect the Moderate PN program investment option at issue. On the 1st contract anniversary, you elect to change to the Moderately Aggressive PN program investment option. The target PN program investment option under the contract is the Moderate PN program investment option.

•	Your death occurs after 9 1/2 contract years and your spouse continues the contract and rider; the lifetime benefit is not reset.

			Hypothetical
Contract			Assumed
Duration	Purchase	Partial	Contract	Basic Withdrawal Benefit						Lifetime Withdrawal Benefit
in Years	Payments	Withdrawals	Value	GBA		RBA		GBP	RBP	ALP			RALP

At Issue	$100,000	$ N/A	$100,000	$100,000		$100,000		$7,000	$7,000	$	N/A		$	N/A

0.5	0	5,000	92,000	100,000		95,000		7,000	2,000		N/A			N/A

1	0	0	90,000	90,000	(1)	90,000	(1)	6,300	6,300		N/A			N/A

2	0	0	81,000	90,000		90,000		6,300	6,300		N/A			N/A

6	0	0	75,000	90,000		90,000		6,300	6,300		5,400	(2)		5,400	(2)

6.5	0	5,400	70,000	90,000		84,600		6,300	900		5,400			0

7	0	0	69,000	90,000		84,600		6,300	6,300		5,400			5,400

7.5	0	6,300	62,000	90,000		78,300		6,300	0		3,720	(3)		0

8	0	0	64,000	90,000		78,300		6,300	6,300		3,840			3,840

8.5	0	10,000	51,000	51,000	(4)	51,000	(4)	3,570	0		3,060	(4)		0

9	0	0	55,000	55,000		55,000		3,850	3,850		3,300			3,300

9.5	0	0	54,000	55,000		55,000		3,850	3,850		3,300			3,300

10	0	0	52,000	55,000		55,000		3,850	3,850		3,300			3,300

At this point, assuming no additional activity (step ups, excess withdrawals, purchase payments, or PN program investment option changes), your spouse can continue to withdraw up to either the GBP of $3,850 each year until the RBA is reduced to zero, or the ALP of $3,300 each year until the later of your spouse’s death or the RBA is reduced to zero.

(1)	The ALP and RALP are established on the contract anniversary date following the date the younger covered spouse reaches age 65 as 6% of the RBA.
(2)	Allocation to the Moderately Aggressive PN program investment option during a withdrawal phase will reset the benefit. The GBA is reset to the lesser of the prior GBA or the contract value. The RBA is reset to the lesser of the prior RBA or the contract value. The ALP is reset to the lesser of the prior ALP or 6% of the contract value. Any future withdrawals will reallocate your contract value to the Moderate PN program investment option if you are invested more aggressively than the Moderate PN program investment option.
(3)	The $6,300 withdrawal is greater than the $5,400 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the ALP, resetting the ALP to the lesser of the prior ALP or 6% of the contract value following the withdrawal.
(4)	The $10,000 withdrawal is greater than both the $6,300 RBP allowed under the basic withdrawal benefit and the $3,840 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the GBA, RBA, and ALP. The GBA is reset to the lesser of the prior GBA or the contract value following the withdrawal. The RBA is reset to the lesser of the prior RBA less the withdrawal or the contract value following the withdrawal. The ALP is reset to the lesser of the prior ALP or 6% of the contract value following the withdrawal.

RIVERSOURCE INNOVATIONS SELECT VARIABLE ANNUITY — PROSPECTUS 123

EXAMPLE #4: Joint Life benefit: Younger covered spouse has reached 65 at the time the contract and rider are purchased.

Assumptions:

•	You purchase the contract with a payment of $100,000 and make no additional payments to the contract

•	You are age 71 and your spouse is age 70.

•	Automatic annual step-ups are applied each anniversary when available, where the contract value is greater than the RBA and/or 6% of the contract value is greater than the ALP. Applied annual step-ups are indicated in bold.

•	Your death occurs after 6 1/2 contract years and your spouse continues the contract and rider; the lifetime benefit is not reset.

			Hypothetical
			Assumed
Contract	Purchase	Partial	Contract	Basic Withdrawal Benefit							Lifetime Withdrawal Benefit
Duration	Payments	Withdrawals	Value	GBA		RBA		GBP	RBP		ALP		RALP

At Issue	$100,000	$ N/A	$100,000	$100,000		$100,000		$7,000	$7,000		$6,000		$6,000

1	0	0	105,000	105,000		105,000		7,350	7,000	(1)	6,300		6,000	(1)

2	0	0	110,000	110,000		110,000		7,700	7,000	(1)	6,600		6,000	(1)

3	0	0	110,000	110,000		110,000		7,700	7,700	(2)	6,600		6,600	(2)

3.5	0	6,600	110,000	110,000		103,400		7,700	1,100		6,600		0

4	0	0	115,000	115,000		115,000		8,050	8,050		6,900		6,900

4.5	0	8,050	116,000	115,000		106,950		8,050	0		6,900	(3)	0

5	0	0	120,000	120,000		120,000		8,400	8,400		7,200		7,200

5.5	0	10,000	122,000	120,000	(4)	110,000	(4)	8,400	0		7,200	(4)	0

6	0	0	125,000	125,000		125,000		8,750	8,750		7,500		7,500

6.5	0	0	110,000	125,000		125,000		8,750	8,750		7,500		7,500

7	0	0	105,000	125,000		125,000		8,750	8,750		7,500		7,500

At this point, assuming no additional activity (step ups, excess withdrawals, purchase payments, or PN program investment option changes), your spouse can continue to withdraw up to either the GBP of $8,750 each year until the RBA is reduced to zero, or the ALP of $7,500 each year until the later of your spouse’s death or the RBA is reduced to zero.

(1)	The annual step-up has not been applied to the RBP or RALP because any withdrawal after step up during the waiting period would reverse any prior step ups prior to determining if the withdrawal is excess. Therefore, during the waiting period, the RBP is the amount you can withdraw without incurring the GBA and RBA excess withdrawal processing, and the RALP is the amount you can withdraw without incurring the ALP excess withdrawal processing.
(2)	On the third anniversary (after the end of the waiting period), the RBP and RALP are set equal to the GBP and ALP, respectively.
(3)	The $8,050 withdrawal is greater than the $6,900 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the ALP, resetting the ALP to the lesser of the prior ALP or 6% of the contract value following the withdrawal.
(4)	The $10,000 withdrawal is greater than both the $8,400 RBP allowed under the basic withdrawal benefit and the $7,200 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the GBA, RBA, and ALP. The GBA is reset to the lesser of the prior GBA or the contract value following the withdrawal. The RBA is reset to the lesser of the prior RBA less the withdrawal or the contract value following the withdrawal. The ALP is reset to the lesser of the prior ALP or 6% of the contract value following the withdrawal.

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Appendix E: SecureSource Series of Riders — Additional RMD Disclosure

This appendix describes our current administrative practice for determining the amount of withdrawals in any contract year which an owner may take under the SecureSource series of riders to satisfy the RMD rules under 401(a)(9) of the Code without application of the excess withdrawal processing described in the rider. We reserve the right to modify this administrative practice at any time upon 30 days’ written notice to you.

For SecureSource Stages and SecureSource 20 riders, owners subject to annual RMD rules under Section 401(a)(9) of the Code, withdrawing from this contract during the waiting period to satisfy these rules will set your benefits to zero and you will not receive any future rider credit.

Amounts you withdraw from this contract (for SecureSource Stages and SecureSource 20 riders, amounts you withdraw from this contract after the waiting period) to satisfy these rules are not subject to excess withdrawal processing under the terms of the rider subject to the following rules and our current administrative practice:

For SecureSource and SecureSource 20 riders:

(1)	If on the date we calculated your Annual Life Expectancy Required Minimum Distribution Amount (ALERMDA), it is greater than the RBP from the beginning of the current contract year*,

•	Basic Additional Benefit Amount (BABA) will be set equal to that portion of your ALERMDA that exceeds the RBP from the beginning of the current contract year.
•	Any withdrawals taken in a contract year will count first against and reduce the RBP for that contract year.
•	Once the RBP for the current contract year has been depleted, any additional amounts withdrawn will count against and reduce the BABA. These withdrawals will not be considered excess withdrawals with regard to the GBA and RBA as long as they do not exceed the remaining BABA.
•	Once the BABA has been depleted, any additional withdrawal amounts will be considered excess withdrawals with regard to the GBA and RBA and will subject them all to the excess withdrawal processing described in the SecureSource series of riders.

(2)	If on the date we calculated your ALERMDA, it is greater than the RALP from the beginning of the current contract year,*

•	A Lifetime Additional Benefit Amount (LABA) will be set equal to that portion of your ALERMDA that exceeds the RALP from the beginning of the current contract year*.

•	Any withdrawals taken in a contract year will count first against and reduce the RALP for that contract year.

•	Once the RALP for the current contract year has been depleted, any additional amounts withdrawn will count against and reduce the LABA. These withdrawals will not be considered excess withdrawals with regard to the ALP as long as they do not exceed the remaining LABA. Withdrawals will not be considered excess withdrawals unless amounts withdrawn exceed combined RALP and LABA values.

•	Once the LABA has been depleted, any additional withdrawal amounts will be considered excess withdrawals with regard to the ALP and will subject the ALP to the excess withdrawal processing described by the SecureSource series of riders.

(3)	If the ALP is established on a policy anniversary where your current ALERMDA is greater than the new RALP,

•	An initial LABA will be set equal to that portion of your ALERMDA that exceeds the new RALP.
•	This new LABA will be immediately reduced by the amount that total withdrawals in the current calendar year exceed the new RALP, but shall not be reduced to less than zero.

For SecureSource Stages and SecureSource Stages 2 riders:

(1)	Each calendar year, if your ALERMDA is greater than the ALP,

•	A Lifetime Additional Benefit Amount (LABA) will be set equal to that portion of your ALERMDA that exceeds the ALP.

•	The LABA will be reduced by the total of the amount that each withdrawal in the current calendar year exceeds the RALP at the time of each withdrawal, but shall not be reduced to less than zero.

•	Any withdrawals taken in a contract year will count first against and reduce the RALP for that contract year.

•	Once the RALP for the current contract year has been depleted, any additional amounts withdrawn will count against and reduce the LABA. These withdrawals will not be considered excess withdrawals with regard to the ALP as long as they do not exceed the remaining LABA. Withdrawals will not be considered excess withdrawals unless amounts withdrawn exceed combined RALP and LABA values.

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•	Once the LABA has been depleted, any additional withdrawal amounts will be considered excess withdrawals with regard to the ALP and will subject the ALP to the excess withdrawal processing described by the SecureSource Stages and SecureSource Stages 2.

*	For SecureSource 20 riders, adjusted for any subsequent changes between 5% and 6% as described under “GBP Percentage and ALP Percentage”.

The ALERMDA is:

(1)	determined by us each calendar year (for SecureSource Stages and SecureSource 20 riders, starting with the calendar year in which the waiting period ends);

(2)	based on your initial purchase payment and not the entire interest value in the calendar year of contract issue and therefore may not be sufficient to allow you to withdraw your RMD without causing an excess withdrawal;

(3)	based solely on the value of the contract to which the SecureSource Series rider is attached as of the date we make the determination;

(4)	based on your recalculated life expectancy taken from the Uniform Lifetime Table under the Code; and

(5)	based on the company’s understanding and interpretation of the requirements for life expectancy distributions intended to satisfy the required minimum distribution rules under Code Section 401(a)(9) and the Treasury Regulations promulgated thereunder, as applicable on the effective date of this prospectus, to:

1. an individual retirement annuity (Section 408(b));

2.	a Roth individual retirement account (Section 408A);
3.	a Simplified Employee Pension plan (Section 408(k));
4.	a tax-sheltered annuity rollover (Section 403(b)).

In the future, the requirements under the Code for such distributions may change and the life expectancy amount calculation provided under your rider within the SecureSource series of riders may not be sufficient to satisfy the requirements under the Code for these types of distributions. In such a situation, amounts withdrawn to satisfy such distribution requirements will exceed your available RBP or RALP amount and may result in the reduction of your GBA, RBA, and/or ALP as described under the excess withdrawal provision of the rider.

In cases where the Code does not allow the life expectancy of a natural person to be used to calculate the required minimum distribution amount (e.g., ownership by a trust or a charity), we will calculate the life expectancy RMD amount calculated by us as zero in all years.

Please contact your tax advisor about the impact of those rules prior to purchasing one of the SecureSource series of riders.

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Appendix F: Example — Benefit Protector Death Benefit Rider

Example of the Benefit Protector

Assumptions:

•	You purchase the contract with a payment of $100,000 and you (Current Contract) or you and the annuitant (Original Contract) are under age 70; and

•	You select the MAV Death Benefit and the 7-year surrender charge schedule.

During the first contract year the contract value grows to $105,000. The death benefit under the MAV Death Benefit equals the contract value, $105,000. You have not reached the first contract anniversary so the Benefit Protector does not provide any additional benefit at this time.

On the first contract anniversary the contract value grows to $110,000. The death benefit equals:
MAV Death Benefit (contract value):	$110,000
plus the Benefit Protector benefit which equals 40% of earnings at death
(MAV Death Benefit minus remaining purchase payments for the Current Contract or MAV Death Benefit minus payments not previously surrendered for the Original Contract):
0.40 × ($110,000 − $100,000) =	+4,000

Total death benefit of:	$114,000
On the second contract anniversary the contract value falls to $105,000. The death benefit equals:
MAV Death Benefit (MAV):	$110,000
plus the Benefit Protector benefit (40% of earnings at death):
0.40 × ($110,000 − $100,000) =	+4,000

Total death benefit of:	$114,000
During the third contract year the contract value remains at $105,000 and you request a partial surrender of $50,000, including the applicable 7% surrender charges. We will surrender $10,500 from your contract value free of charge (10% of your prior anniversary’s contract value). The remainder of the surrender is subject to a 7% surrender charge because your payment is in the third year of the surrender charge schedule, so we will withdraw $39,500 ($36,735 + $2,765 in surrender charges) from your contract value. Altogether, we will surrender $50,000 and pay you $47,235. We calculate purchase payments not previously surrendered as $100,000 – $45,000 = $55,000 (remember that $5,000 of the partial surrender is contract earnings). The death benefit equals:

MAV Death Benefit (MAV adjusted for partial surrenders):	$57,619
plus the Benefit Protector benefit (40% of earnings at death):
0.40 × ($57,619 − $55,000) =	+1,048

Total death benefit of:	$58,667
On the third contract anniversary the contract value falls to $40,000. The death benefit equals the previous death benefit. The reduction in contract value has no effect.
On the ninth contract anniversary the contract value grows to a new high of $200,000. Earnings at death reaches its maximum of 250% of purchase payments not previously surrendered that are one or more years old.

The death benefit equals:
MAV Death Benefit (contract value):	$200,000
plus the Benefit Protector benefit (40% of earnings at death, up to a maximum of 100% of purchase payments not previously surrendered that are one or more years old)	+55,000

Total death benefit of:	$255,000
During the tenth contract year you make an additional purchase payment of $50,000. Your new contract value is now $250,000. The new purchase payment is less than one year old and so it has no effect on the Benefit Protector value. The death benefit equals:

MAV Death Benefit (contract value):	$250,000
plus the Benefit Protector benefit (40% of earnings at death, up to a maximum of 100% of purchase payments not previously surrendered that are one or more years old)	+55,000

Total death benefit of:	$305,000

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During the eleventh contract year the contract value remains $250,000 and the “new” purchase payment is one year old and the value of the Benefit Protector changes. The death benefit equals:
MAV Death Benefit (contract value):	$250,000
plus the Benefit Protector benefit (40% of earnings at death up to a maximum of 100% of purchase payments not previously surrendered that are one or more years old)
0.40 × ($250,000 − $105,000) =	+58,000

Total death benefit of:	$308,000

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Appendix G: Example — Benefit Protector Plus Death Benefit Rider

Example of the Benefit Protector Plus

Assumptions:

•	You purchase the contract with a payment of $100,000 and you (Current Contract) or you and the annuitant (Original Contract) are under age 70. You select the MAV Death Benefit and the 7-year surrender charge schedule.

During the first contract year the contract value grows to $105,000. The death benefit equals MAV Death Benefit, which is the contract value, or $105,000. You have not reached the first contract anniversary so the Benefit Protector Plus does not provide any additional benefit at this time.

On the first contract anniversary the contract value grows to $110,000. You have not reached the second contract anniversary so the Benefit Protector Plus does not provide any additional benefit beyond what is provided by the Benefit Protector at this time. The death benefit equals:

MAV Death Benefit (contract value):	$110,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death (MAV Death Benefit minus remaining purchase payments for the Current Contract or MAV rider minus payments not previously surrendered for the Original Contract):

0.40 × ($110,000 − $100,000) =	+4,000

Total death benefit of:	$114,000
On the second contract anniversary the contract value falls to $105,000. The death benefit equals:
MAV Death Benefit (MAV):	$110,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death:
0.40 × ($110,000 − $100,000) =	+4,000
plus 10% of purchase payments made within 60 days of contract issue
and not previously surrendered: 0.10 × $100,000 =	+10,000

Total death benefit of:	$124,000
During the third contract year the contract value remains at $105,000 and you request a partial surrender of $50,000, including the applicable 7% surrender charge. We will surrender $10,500 from your contract value free of charge (10% of your prior anniversary’s contract value). The remainder of the surrender is subject to a 7% surrender charge because your payment is in the third year of the surrender charge schedule, so we will surrender $39,500 ($36,735 + $2,765 in surrender charges) from your contract value. Altogether, we will surrender $50,000 and pay you $47,235. We calculate purchase payments not previously surrendered as $100,000 – $45,000 = $55,000 (remember that $5,000 of the partial surrender is contract earnings). The death benefit equals:

MAV Death Benefit (MAV adjusted for partial surrenders):	$57,619
plus the Benefit Protector Plus benefit which equals 40% of earnings at death:
0.40 × ($57,619 − $55,000) =	+1,048
plus 10% of purchase payments made within 60 days of contract issue
and not previously surrendered: 0.10 × $55,000 =	+5,500

Total death benefit of:	$64,167
On the third contract anniversary the contract value falls $40,000. The death benefit equals the previous death benefit. The reduction in contract value has no effect.
On the ninth contract anniversary the contract value grows to a new high of $200,000. Earnings at death reaches its maximum of 250% of purchase payments not previously surrendered that are one or more years old. Because we are beyond the fourth contract anniversary the Benefit Protector Plus also reaches its maximum of 20%. The death benefit equals:

MAV Death Benefit (contract value):	$200,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death, up to a maximum of 100% of purchase payments not previously surrendered that are one or more years old	+55,000
plus 20% of purchase payments made within 60 days of contract issue and not previously surrendered: 0.20 × $55,000 =	+11,000

Total death benefit of:	$266,000

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During the tenth contract year you make an additional purchase payment of $50,000. Your new contract value is now $250,000. The new purchase payment is less than one year old and so it has no effect on the Benefit Protector Plus value. The death benefit equals:

MAV Death Benefit (contract value):	$250,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death, up to a maximum of 100% of purchase payments not previously surrendered that are one or more years old	+55,000
plus 20% of purchase payments made within 60 days of contract issue and not previously surrendered: 0.20 × $55,000 =	+11,000

Total death benefit of:	$316,000
During the eleventh contract year the contract value remains $250,000 and the “new” purchase payment is one year old. The value of the Benefit Protector Plus remains constant. The death benefit equals:

MAV Death Benefit (contract value):	$250,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death (MAV rider minus payments not previously surrendered):
0.40 × ($250,000 − $105,000) =	+58,000
plus 20% of purchase payments made within 60 days of contract issue
and not previously surrendered: 0.20 × $55,000 =	+11,000

Total death benefit of:	$319,000

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Appendix H: Purchase Payment Credits for Eligible Contracts

The following contracts with a seven-year withdrawal charge schedule will receive a purchase payment credit on any purchase payment made to the contract:

•	contracts with applications signed before May 1, 2006;

•	contracts with applications signed on or after May 1, 2006 in a state where purchase payment credits are/were still available at the time of contract purchase.

We apply a credit to your contract of 1% of your current purchase payment. We apply this credit immediately. We allocate the credit to the GPAs, the one-year fixed account and the subaccounts in the same proportions as your purchase payment.

We will reverse credits from the contract value for any purchase payment that is not honored (if, for example, your purchase payment check is returned for insufficient funds).

To the extent a death benefit or withdrawal payment includes purchase payment credits applied within twelve months preceding: (1) the date of death that results in a lump sum death benefit payment under this contract; or (2) a request for withdrawal charge waiver due to “Contingent events” (see “Charges — Contingent events”), we will assess a charge, similar to a withdrawal charge, equal to the amount of the purchase payment credits. The amount we pay to you under these circumstances will always equal or exceed your withdrawal value.

Because of higher charges, there may be circumstances where you may be worse off for having received the credit than in other contracts. All things being equal (such as guarantee availability or fund performance and availability), this may occur if you hold your contract for 15 years or more. This also may occur if you make a full withdrawal in the first seven years. You should consider these higher charges and other relevant factors before you buy this contract or before you exchange a contract you currently own for this contract.

This credit is made available through revenue from higher withdrawal charges and contract administrative charges than would otherwise be charged. In general, we do not profit from the higher charges assessed to cover the cost of the purchase payment credit. We use all the revenue from these higher charges to pay for the cost of the credits. However, we could profit from the higher charges if market appreciation is higher than expected or if contract owners hold their contracts for longer than expected.

If you are uncertain whether purchase payment credits are available under your contract, ask your investment professional or contract us by calling or writing to us at the address shown on the first page of the prospectus.

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Appendix I: Asset Allocation Program for Contracts With Applications Signed Before May 1, 2006

ASSET ALLOCATION PROGRAM
For contracts with applications signed before May 1, 2006, we offered an asset allocation program. You could elect to participate in the asset allocation program, and there is no additional charge. If you purchased an optional Accumulation Protector Benefit rider, Guarantor Withdrawal Benefit rider or Income Assurer Benefit rider, you are required to participate in the asset allocation program under the terms of the rider.

This asset allocation program allows you to allocate your contract value to a model portfolio that consists of subaccounts and may include certain GPAs and/or the one-year fixed account (if available under the asset allocation program), which represent various asset classes. By spreading your contract value among these various asset classes, you may be able to reduce the volatility in your contract value, but there is no guarantee that this will occur.

Asset allocation does not guarantee that your contract will increase in value nor will it protect against a decline in value if market prices fall. If you choose or are required to participate in the asset allocation program, you are responsible for determining which model portfolio is best for you. Your investment professional can help you make this determination. In addition, your investment professional may provide you with an investor questionnaire, a tool that can help you determine which model portfolio is suited to your needs based on factors such as your investment goals, your tolerance for risk, and how long you intend to invest.

Under the asset allocation program, we have offered five model portfolios ranging from conservative to aggressive. You may not use more than one model portfolio at a time. You are allowed to request a change to another model portfolio twice per contract year. Each model portfolio specifies allocation percentages to each of the subaccounts, any GPAs and/or the one-year fixed account that make up that model portfolio. By participating in the asset allocation program, you authorize us to invest your contract value in the subaccounts, any GPAs and/or the one-year fixed account according to the allocation percentages stated for the specific model portfolio you have selected. You also authorize us to automatically rebalance your contract value quarterly beginning three months after the effective date of your contract in order to maintain alignment with the allocation percentages specified in the model portfolio.

Special rules will apply to the GPAs if they are included in a model portfolio. Under these rules:

•	no MVA will apply when rebalancing occurs within a specific model portfolio (but an MVA may apply if you elect to transfer to a new model portfolio); and

•	no MVA will apply when you elect an annuity payout plan while your contract value is invested in a model portfolio (see “Guarantee Period Accounts — Market Value Adjustment”).

Under the asset allocation program, the subaccounts, any GPAs and/or the one-year fixed account that make up the model portfolio you selected and the allocation percentages to those subaccounts, any GPAs and/or the one-year fixed account will not change unless we adjust the composition of the model portfolio to reflect the liquidation, substitution or merger of an underlying fund, a change of investment objective by an underlying fund or when an underlying fund stops selling its shares to the variable account. We reserve the right to change the terms and conditions of the asset allocation program upon written notice to you.

If permitted under applicable securities law, we reserve the right to:

•	reallocate your current model portfolio to an updated version of your current model portfolio; or

•	substitute a fund of funds for your current model portfolio.

We also reserve the right to discontinue the asset allocation program. We will give you 30 days’ written notice of any such change.

If you elected to participate in the asset allocation program, you may discontinue your participation in the program at any time by giving us written notice. Upon cancellation, automated rebalancing associated with the asset allocation program will end. You can elect to participate in the asset allocation program again at any time.

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Appendix J: Guarantor Withdrawal Benefit for Life Rider Disclosure

The Guarantor Withdrawal Benefit for Life rider is an optional benefit that you may select for an additional annual charge if(1):

•	your contract was an application signed on or after May 1, 2006;

•	the rider is available in your state; and

•	you and the annuitant are 80 or younger on the date the contract is issued.

(1)	The Guarantor Withdrawal Benefit for Life rider is not available under an inherited qualified annuity.

You must elect the Guarantor Withdrawal Benefit for Life rider when you purchase your contract. The rider effective date will be the contract issue date.

The Guarantor Withdrawal Benefit for Life rider guarantees that you will be able to withdraw up to a certain amount each year from the contract, regardless of the investment performance of your contract before the annuity payments begin, until you have recovered at minimum all of your purchase payments. And, under certain limited circumstances defined in the rider, you have the right to take a specified amount of partial withdrawals in each contract year until death (see “At Death” heading below) — even if the contract value is zero.

Your contract provides for annuity payouts to begin on the retirement date (see “Buying Your Contract — The Retirement Date”). Before the annuitization start date, you have the right to withdraw some or all of your contract value, less applicable administrative, withdrawal and rider charges imposed under the contract at the time of the withdrawal (see “Making the Most of Your Contract — Surrenders”). Because your contract value will fluctuate depending on the performance of the underlying funds in which the subaccounts invest, the contract itself does not guarantee that you will be able to take a certain withdrawal amount each year before the annuitization start date, nor does it guarantee the length of time over which such withdrawals can be made before the annuitization start date.

The Guarantor Withdrawal Benefit for Life rider may be appropriate for you if you intend to make periodic withdrawals from your annuity contract and wish to ensure that market performance will not adversely affect your ability to withdrawal your principal over time.

Under the terms of the Guarantor Withdrawal Benefit for Life rider, the calculation of the amount which can be withdrawn in each contract year varies depending on several factors, including but not limited to the waiting period (see “Waiting period” heading below) and whether or not the lifetime withdrawal benefit has become effective:

(1)	The basic withdrawal benefit gives you the right to take limited partial withdrawals in each contract year and guarantees that over time the withdrawals will total an amount equal to, at minimum, your purchase payments. Key terms associated with the basic withdrawal benefit are “Guaranteed Benefit Payment (GBP),” “Remaining Benefit Payment (RBP),” “Guaranteed Benefit Amount (GBA),” and “Remaining Benefit Amount (RBA).” See these headings below for more information.

(2)	The lifetime withdrawal benefit gives you the right, under certain limited circumstances defined in the rider, to take limited partial withdrawals until the later of death (see “At Death” heading below) or until the RBA (under the basic withdrawal benefit) is reduced to zero. Key terms associated with the lifetime withdrawal benefit are “Annual Lifetime Payment (ALP),” “Remaining Annual Lifetime Payment (RALP),” “Covered Person,” and “Annual Lifetime Payment Attained Age (ALPAA).” See these headings below for more information.

Only the basic withdrawal benefit will be in effect prior to the date that the lifetime withdrawal benefit becomes effective. The lifetime withdrawal benefit becomes effective automatically on the rider anniversary date after the covered person reaches age 65, or the rider effective date if the covered person is age 65 or older on the rider effective date (see “Annual Lifetime Payment Attained Age (ALPAA)” heading below).

Provided annuity payouts have not begun, the Guarantor Withdrawal Benefit for Life rider guarantees that you may take the following partial withdrawal amounts each contract year:

•	After the waiting period and before the establishment of the ALP, the rider guarantees that each year you can cumulatively withdraw an amount equal to the GBP;

•	During the waiting period and before the establishment of the ALP, the rider guarantees that each year you can cumulatively withdraw an amount equal to the value of the RBP at the beginning of the contract year;

•	After the waiting period and after the establishment of the ALP, the rider guarantees that each year you have the option to cumulatively withdrawal an amount equal the ALP or the GBP, but the rider does not guarantee withdrawals of the sum of both the ALP and the GBP in a contract year;

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•	During the waiting period and after the establishment of the ALP, the rider guarantees that each year you have the option to cumulatively withdraw an amount equal to the value of the RALP or the RBP at the beginning of the contract year, but the rider does not guarantee withdrawals of the sum of both the RALP and the RBP in a contract year.

If you withdrawal less than the allowed partial withdrawal amount in a contract year, the unused portion cannot be carried over to the next contract year. As long as your partial withdrawals in each contract year do not exceed the annual partial withdrawal amount allowed under the rider, and there has not been a contract ownership change or spousal continuation of the contract, the guaranteed amounts available for partial withdrawals are protected (i.e., will not decrease).

If you withdraw more than the allowed partial withdrawal amount in a contract year, we call this an “excess withdrawal” under the rider. Excess withdrawals trigger an adjustment of a benefit’s guaranteed amount, which may cause it to be reduced (see “GBA Excess Withdrawal Processing,” “RBA Excess Withdrawal Processing,” and “ALP Excess Withdrawal Processing” headings below).

Please note that each of the two benefits has its own definition of the allowed annual withdrawal amount. Therefore a partial withdrawal may be considered an excess withdrawal for purposes of the lifetime withdrawal benefit only, the basic withdrawal benefit only, or both.

If your withdrawals exceed the greater of the RBP or the RALP, surrender charges under the terms of the contract may apply (see “Charges — Surrender Charges”). The amount we actually deduct from your contract value will be the amount you request plus any applicable withdrawal charge. Market value adjustments, if applicable, will also be made (see “Guarantee Period Accounts (GPAs) — Market Value Adjustment”). We pay you the amount you request. Any partial withdrawals you take under the contract will reduce the value of the death benefits (see “Benefits in Case of Death”). Upon full withdrawal of the contract, you will receive the remaining contract value less any applicable charges (see “Making the Most of Your Contract — Surrenders”).

The rider’s guaranteed amounts can be increased at the specified intervals if your contract value has increased. An annual step up feature is available at each contract anniversary, subject to certain conditions, and may be applied automatically to your contract or may require you to elect the step up (see “Annual Step Up” heading below). If you exercise the annual step up election, the spousal continuation step up election (see “Spousal Continuation Step Up” heading below) or change your Portfolio Navigator model portfolio, the rider charge may change (see “Charges”).

If you take withdrawals during the waiting period, any prior steps ups applied will be reversed and step ups will not be available until the third rider anniversary. You may take withdrawals after the waiting period without reversal of prior step ups.

You should consider whether the Guarantor Withdrawal Benefit for Life rider is appropriate for you because:

•	Lifetime Withdrawal Benefit Limitations: The lifetime withdrawal benefit is subject to certain limitations, including but not limited to:

(a)	Once the contract value equals zero, payments are made for as long as the oldest owner or annuitant is living (see “If Contract Value Reduces to Zero” heading below). However, if the contract value is greater than zero, the lifetime withdrawal benefit terminates at the first death of any owner or annuitant (see “At Death” heading below). Therefore, if there are multiple contract owners or the annuitant is not an owner, the rider may terminate or the lifetime withdrawal benefit may be reduced. This possibility may present itself when:

(i)	There are multiple contract owners — when one of the contract owners dies the benefit terminates even though other contract owners are still living (except if the contract is continued under the spousal continuation provision of the contract); or

(ii)	The owner and the annuitant are not the same persons — if the annuitant dies before the owner, the benefit terminates even though the owner is still living. This is could happen, for example, when the owner is younger than the annuitant. This risk increases as the age difference between owner and annuitant increases.

(b)	Excess withdrawals can reduce the ALP to zero even though the GBA, RBA, GBP and/or RBP values are greater than zero. If the both the ALP and the contract value are zero, the lifetime withdrawal benefit will terminate.

(c)	When the lifetime withdrawal benefit is first established, the initial ALP is based on the basic withdrawal benefit’s RBA at that time (see “Annual Lifetime Payment (ALP)” heading below), unless there has been a spousal continuation or ownership change. Any withdrawal you take before the ALP is established reduces the RBA and therefore may result in a lower amount of lifetime withdrawals you are allowed to take.

(d)	Withdrawals can reduce both the contract value and the RBA to zero prior to the establishment of the ALP. If this happens, the contract and the Guarantor Withdrawal Benefit for Life rider will terminate.

•	Use of Portfolio Navigator Program Required: You must be invested in one of the available PN program model portfolios or investment options of the PN program. This requirement limits your choice of investments. This means you will not be

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able to allocate contract value to all of the subaccounts, GPAs or the one-year fixed account that are available under the contract to contract owners who do not elect this rider. (See “Making the Most of Your Contract — Portfolio Navigator Program.”) You may allocate purchase payments and any purchase payment credits to the DCA fixed account, when available, and we will make monthly transfers into the model portfolio or investment option you have chosen. Subject to state restrictions, we reserve the right to limit the number of model portfolios or investment options from which you can select based on the dollar amount of purchase payments you make.

•	Limitations on Purchase of Other Riders under this Contract: If you select the Guarantor Withdrawal Benefit for Life rider, you may not elect the Accumulation Protector Benefit rider.

•	Non-Cancelable: Once elected, the Guarantor Withdrawal Benefit for Life rider may not be cancelled and the fee will continue to be deducted until the contract is terminated, the contract value reduces to zero (described below) or after the annuitization start date.

•	Limitations on Purchase Payments: We reserve the right to limit the cumulative amount of purchase payments, subject to state restrictions. For current purchase payment restrictions, please see “Buying Your Contract — Purchase Payments”.

•	Interaction with Total Free Amount (TFA) contract provision: The TFA is the amount you are allowed to withdraw from the contract in each contract year without incurring a surrender charge (see “Charges — Surrender Charge”). The TFA may be greater than the RBP or RALP under this rider. Any amount you withdraw under the contract’s TFA provision that exceeds the RBP or RALP is subject to the excess withdrawal processing described below for the GBA, RBA and ALP.

You should consult your tax advisor before you select this optional rider if you have any questions about the use of this rider in your tax situation:

•	Tax Considerations for Nonqualified Annuities: Under current federal income tax law, withdrawals under nonqualified annuities, including partial withdrawals taken from the contract under the terms of this rider, are treated less favorably than amounts received as annuity payments under the contract (see “Taxes — Nonqualified Annuities”). Withdrawals are taxable income to the extent of earnings. Withdrawals before age 59 1/2 may also incur a 10% IRS early withdrawal penalty.

•	Tax Considerations for Qualified Annuities: Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract (see “Taxes — Qualified Annuities — Required Minimum Distributions”). If you have a qualified annuity, you may need to take an RMD that exceeds the specified amount of withdrawal available under the rider. Partial withdrawals in any contract year that exceed the guaranteed amount available for withdrawal may reduce future benefits guaranteed under the rider. While the rider permits certain excess withdrawals to be made for the purpose of satisfying RMD requirements for this contract alone without reducing future benefits guaranteed under the rider, there can be no guarantee that changes in the federal income tax law after the effective date of the rider will not require a larger RMD to be taken, in which case, future guaranteed withdrawals under the rider could be reduced. Additionally, RMD rules follow the calendar year which most likely does not coincide with your contract year and therefore may limit when you can take your RMD and not be subject to excess withdrawal processing.

For owners subject to annual RMD rules under Section 401(a)(9) of the Code, the amounts you withdraw each year from this contract to satisfy these rules are not subject to excess withdrawal processing under the terms of the rider subject to the following rules and our current administrative practice:

(1)	If on the date we calculated your Annual Life Expectancy Required Minimum Distribution Amount (ALERMDA), it is greater than the RBP from the beginning of the current contract year,

•	Basic Additional Benefit Amount (BABA) will be set equal to that portion of your ALERMDA that exceeds the RBP from the beginning of the current contract year.

•	Any withdrawals taken in a contract year will count first against and reduce the RBP for that contract year.

•	Once the RBP for the current contract year has been depleted, any additional amounts withdrawn will count against and reduce the BABA. These withdrawals will not be considered excess withdrawals with regard to the GBA and RBA as long as they do not exceed the remaining BABA.

•	Once the BABA has been depleted, any additional withdrawal amounts will be considered excess withdrawals with regard to the GBA and RBA and will subject them all to the excess withdrawal processing described in the Guarantor Withdrawal Benefit for Life rider.

(2)	If on the date we calculated your ALERMDA, it is greater than the RALP from the beginning of the current Contract Year,

•	A Lifetime Additional Benefit Amount (LABA) will be set equal to that portion of your ALERMDA that exceeds the RALP from the beginning of the current contract year.

•	Any withdrawals taken in a contract year will count first against and reduce the RALP for that contract year.

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•	Once the RALP for the current contract year has been depleted, any additional amounts withdrawn will count against and reduce the LABA. These withdrawals will not be considered excess withdrawals with regard to the ALP as long as they do not exceed the remaining LABA.

•	Once the LABA has been depleted, any additional withdrawal amounts will be considered excess withdrawals with regard to the ALP and will subject the ALP to the excess withdrawal processing described by the Guarantor Withdrawal Benefit for Life rider.

(3)	If the ALP is established on a policy anniversary where your current ALERMDA is greater than the new RALP,

•	An initial LABA will be set equal to that portion of your ALERMDA that exceeds the new RALP.

•	This new LABA will be immediately reduced by the amount that total withdrawals in the current calendar year exceed the new RALP, but shall not be reduced to less than zero.

The Annual Life Expectancy Required Minimum Distribution Amount (ALERMDA) is:

(1)	determined by us each calendar year;

(2)	based solely on the value of the contract to which the Guarantor Withdrawal Benefit for Life rider is attached as of the date we make the determination; and

(3)	is otherwise based on the company’s understanding and interpretation of the requirements for life expectancy distributions intended to satisfy the required minimum distribution rules under Code Section 401(a)(9) and the Treasury Regulations promulgated thereunder, as applicable on the effective date of this prospectus, to:

1. an individual retirement annuity (Section 408(b));

2. a Roth individual retirement account (Section 408A);

3. a Simplified Employee Pension plan (Section 408(k));

4. a tax-sheltered annuity rollover (Section 403(b)).

We reserve the right to modify our administrative practice described above and will give you 30 days’ written notice of any such change.

In the future, the requirements under the Code for such distributions may change and the life expectancy amount calculation provided under your Guarantor Withdrawal Benefit for Life rider may not be sufficient to satisfy the requirements under the Code for these types of distributions. In such a situation, amounts withdrawn to satisfy such distribution requirements will exceed your available RBP or RALP amount and may result in the reduction of your GBA, RBA, and/or ALP as described under the excess withdrawal provision of the rider.

In cases where the Code does not allow the life expectancy of a natural person to be used to calculate the required minimum distribution amount (e.g., ownership by a trust or a charity), we will calculate the life expectancy RMD amount calculated by us as zero in all years. The life expectancy required minimum distribution amount calculated by us will also equal zero in all years.

•	Limitations on TSAs: Your right to take withdrawals is restricted if your contract is a TSA (see “TSA — Special Provisions”).

For an example, see “Examples of Guarantor Withdrawal Benefit for Life” below.

Key terms and provisions of the Guarantor Withdrawal Benefit for Life rider are described below:

Partial Withdrawals: A withdrawal of an amount that does not result in a full withdrawal of the contract. The partial withdrawal amount is a gross amount and will include any surrender charge and any market value adjustment.

Waiting period: The period of time starting on the rider effective date during which the annual step up is not available if you take withdrawals. The current waiting period is three years.

Guaranteed Benefit Amount (GBA): The total cumulative amount available for partial withdrawals over the life of the rider under the basic withdrawal benefit. The maximum GBA is $5,000,000. The GBA cannot be withdrawn and is not payable as a death benefit. Rather, the GBA is an interim value used to calculate the amount available for withdrawals each year under the basic withdrawal benefit (see “Guaranteed Benefit Payment” below). At any time, the total GBA is the sum of the individual GBAs associated with each purchase payment.

The GBA is determined at the following times, calculated as described:

•	At contract issue — the GBA is equal to the initial purchase payment.

•	When you make additional purchase payments — each additional purchase payment has its own GBA equal to the amount of the purchase payment.

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•	At step up — (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

•	When an individual RBA is reduced to zero — the GBA that is associated with that RBA will also be set to zero.

•	When you make a partial withdrawal during the waiting period and after a step up — Any prior annual step ups will be reversed. Step up reversal means that the GBA associated with each purchase payment will be reset to the amount of that purchase payment. The step up reversal will only happen once during the waiting period, when the first partial withdrawal is made.

•	When you make a partial withdrawal at any time and the amount withdrawn is:

(a)	less than or equal to the total RBP — the GBA remains unchanged. If there have been multiple purchase payments, both the total GBA and each payment’s GBA remain unchanged.

(b)	is greater than the total RBP — GBA excess withdrawal processing will be applied to the GBA. If the partial withdrawal is made during the waiting period, the excess withdrawal processing is applied AFTER any previously applied annual step ups have been reversed.

GBA EXCESS WITHDRAWAL PROCESSING

The total GBA will automatically be reset to the lesser of (a) the total GBA immediately prior to the withdrawal; or (b) the contract value immediately following the withdrawal. If there have been multiple purchase payments, each payment’s GBA after the withdrawal will be reset to equal that payment’s RBA after the withdrawal plus (a) times (b), where:

(a)	is the ratio of the total GBA after the withdrawal less the total RBA after the withdrawal to the total GBA before the withdrawal less the total RBA after the withdrawal; and

(b)	is each payment’s GBA before the withdrawal less that payment’s RBA after the withdrawal.

Remaining Benefit Amount (RBA): Each withdrawal you make reduces the amount that is guaranteed by this rider as future withdrawals. At any point in time, the RBA equals the amount of GBA that remains available for withdrawals for the remainder of the contract’s life, and total RBA is the sum of the individual RBAs associated with each purchase payment. The maximum RBA is $5,000,000.

The RBA is determined at the following times, calculated as described:

•	At contract issue — the RBA is equal to the initial purchase payment.

•	When you make additional purchase payments — each additional purchase payment has its own RBA initially set equal to that payment’s GBA (the amount of the purchase payment).

•	At step up — (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

•	When you make a partial withdrawal during the waiting period and after a step up — Any prior annual step ups will be reversed. Step up reversal means that the RBA associated with each purchase payment will be reset to the amount of that purchase payment. The step up reversal will only happen once during the waiting period, when the first partial withdrawal is made.

•	When you make a partial withdrawal at any time and the amount withdrawn is:

(a)	less than or equal to the total RBP — the total RBA is reduced by the amount of the withdrawal. If there have been multiple purchase payments, each payment’s RBA is reduced in proportion to its RBP.

(b)	is greater than the total RBP — RBA excess withdrawal processing will be applied to the RBA. If the partial withdrawal is made during the waiting period, the excess withdrawal processing is applied AFTER any previously applied annual step ups have been reversed.

RBA EXCESS WITHDRAWAL PROCESSING

The total RBA will automatically be reset to the lesser of (a) the contract value immediately following the withdrawal, or (b) the total RBA immediately prior to the withdrawal, less the amount of the withdrawal.

If there have been multiple purchase payments, both the total RBA and each payment’s RBA will be reset. The total RBA will be reset according to the excess withdrawal processing described above. Each payment’s RBA will be reset in the following manner:

1.	The withdrawal amount up to the total RBP is taken out of each RBA bucket in proportion to its individual RBP at the time of the withdrawal; and

2.	The withdrawal amount above the total RBP and any amount determined by the excess withdrawal processing are taken out of each RBA bucket in proportion to its RBA at the time of the withdrawal.

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Guaranteed Benefit Payment (GBP): At any time, the amount available for partial withdrawals in each contract year after the waiting period, until the RBA is reduced to zero, under the basic withdrawal benefit. At any point in time, each purchase payment has its own GBP, which is equal to the lesser of that payment’s RBA or 7% of that payment’s GBA, and the total GBP is the sum of the individual GBPs.

During the waiting period, the guaranteed annual withdrawal amount may be less than the GBP due to the limitations the waiting period imposes on your ability to utilize both annual step-ups and withdrawals (see “Waiting Period” heading above). The guaranteed annual withdrawal amount during the waiting period is equal to the value of the RBP at the beginning of the contract year.

The GBP is determined at the following times, calculated as described:

•	At contract issue — the GBP is established as 7% of the GBA value.

•	At each contract anniversary — each payment’s GBP is reset to the lesser of that payment’s RBA or 7% of that payment’s GBA value.

•	When you make additional purchase payments — each additional purchase payment has its own GBP equal to 7% of the purchase payment amount.

•	At step up — (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

•	When an individual RBA is reduced to zero — the GBP associated with that RBA will also be reset to zero.

•	When you make a partial withdrawal during the waiting period and after a step up — Any prior annual step ups will be reversed. Step up reversal means that the GBA and the RBA associated with each purchase payment will be reset to the amount of that purchase payment. Each payment’s GBP will be reset to 7% of that purchase payment. The step up reversal will only happen once during the waiting period, when the first partial withdrawal is made.

•	When you make a partial withdrawal at any time and the amount withdrawn is:

(a)	less than or equal to the total RBP — the GBP remains unchanged.

(b)	is greater than the total RBP — each payment’s GBP is reset to the lesser of that payment’s RBA or 7% of that payment’s GBA value, based on the RBA and GBA after the withdrawal. If the partial withdrawal is made during the waiting period, the excess withdrawal processing is applied AFTER any previously applied annual step ups have been reversed.

Remaining Benefit Payment (RBP): The amount available for partial withdrawals for the remainder of the contract year under the basic withdrawal benefit. At any point in time, the total RBP is the sum of the RBPs for each purchase payment. During the waiting period, when the guaranteed amount may be less than the GBP, the value of the RBP at the beginning of the contract year will be that amount that is actually guaranteed each contract year.

The RBP is determined at the following times, calculated as described:

•	At the beginning of each contract year during the waiting period and prior to any withdrawal — the RBP for each purchase payment is set equal to that purchase payment multiplied by 7%.

•	At the beginning of any other contract year — the RBP for each purchase payment is set equal to that purchase payment’s GBP.

•	When you make additional purchase payments — each additional purchase payment has its own RBP equal to that payment’s GBP.

•	At step up — (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

•	At spousal continuation — (see “Spousal Option to Continue the Contract” heading below).

•	When an individual RBA is reduced to zero — the RBP associated with that RBA will also be reset to zero.

•	When you make any partial withdrawal — the total RBP is reset to equal the total RBP immediately prior to the partial withdrawal less the amount of the partial withdrawal, but not less than zero. If there have been multiple purchase payments, each payment’s RBP is reduced proportionately. If you withdraw an amount greater than the RBP, GBA excess withdrawal processing and RBA excess withdrawal processing are applied and the amount available for future partial withdrawals for the remainder of the contract’s life may be reduced by more than the amount of withdrawal. When determining if a withdrawal will result in the excess withdrawal processing, the applicable RBP will not yet reflect the amount of the current withdrawal.

Covered Person: The person whose life is used to determine when the ALP is established, and the duration of the ALP payments. The covered person is the oldest contract owner or annuitant. The covered person may change during the contract’s life if there is a spousal continuation or a change of contract ownership. If the covered person changes, we recompute the

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benefits guaranteed by the rider, based on the life of the new covered person, which may reduce the amount of the lifetime withdrawal benefit.

Annual Lifetime Payment Attained Age (ALPAA): The covered person’s age after which time the lifetime benefit can be established. Currently, the lifetime benefit can be established on the later of the contract effective date or the contract anniversary date on/following the date the covered person reaches age 65.

Annual Lifetime Payment (ALP): Once established, the ALP at any time is the amount available for withdrawals in each contract year after the waiting period until the later of death (see “At Death” heading below), or the RBA is reduced to zero, under the lifetime withdrawal benefit. The maximum ALP is $300,000. Prior to establishment of the ALP, the lifetime withdrawal benefit is not in effect and the ALP is zero.

During the waiting period, the guaranteed annual lifetime withdrawal amount may be less than the ALP due to the limitations the waiting period imposes on your ability to utilize both annual step-ups and withdrawals (see “Waiting Period” heading above). The guaranteed annual lifetime withdrawal amount during the waiting period is equal to the value of the RALP at the beginning of the contract year.

The ALP is determined at the following times:

•	The later of the contract effective date or the contract anniversary date on/following the date the covered person reaches age 65 — the ALP is established as 6% of the total RBA.

•	When you make additional purchase payments — each additional purchase payment increases the ALP by 6% of the amount of the purchase payment.

•	At step ups — (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

•	At contract ownership change — (see “Spousal Option to Continue the Contract” and “Contract Ownership Change” headings below).

•	When you make a partial withdrawal during the waiting period and after a step up — Any prior annual step ups will be reversed. Step up reversal means that the ALP will be reset to equal total purchase payments multiplied by 6%. The step up reversal will only happen once during the waiting period, when the first partial withdrawal is made.

•	When you make a partial withdrawal at any time and the amount withdrawn is:

(a)	less than or equal to the RALP — the ALP remains unchanged.

(b)	is greater than the RALP — ALP excess withdrawal processing will be applied to the ALP. Please note that if the partial withdrawal is made during the waiting period, the excess withdrawal processing are applied AFTER any previously applied annual step ups have been reversed.

ALP EXCESS WITHDRAWAL PROCESSING
The ALP is reset to the lesser of the ALP immediately prior to the withdrawal, or 6% of the contract value immediately following the withdrawal.

Remaining Annual Lifetime Payment (RALP): The amount available for partial withdrawals for the remainder of the contract year under the lifetime withdrawal benefit. During the waiting period, when the guaranteed annual withdrawal amount may be less than the ALP, the value of the RALP at the beginning of the contract year will be the amount that is actually guaranteed each contract year. Prior to establishment of the ALP, the lifetime withdrawal benefit is not in effect and the RALP is zero.

The RALP is determined at the following times:

•	The later of the contract effective date or the contract anniversary date following the date the covered person reaches age 65, and:

(a)	During the waiting period and prior to any withdrawals — the RALP is established equal to 6% of purchase payments.

(b)	At any other time — the RALP is established equal to the ALP.

•	At the beginning of each contract year during the waiting period and prior to any withdrawals — the RALP is set equal to the total purchase payments, multiplied by 6%.

•	At the beginning of any other contract year — the RALP is set equal to ALP.

•	When you make additional purchase payments — each additional purchase payment increases the RALP by 6% of the amount of the purchase payment.

•	At step ups — (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

•	When you make any partial withdrawal — the RALP equals the RALP immediately prior to the partial withdrawal less the amount of the partial withdrawal, but not less than zero. If you withdraw an amount greater than the RALP, ALP excess

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withdrawal processing is applied and the amount available for future partial withdrawals for the remainder of the contract’s life may be reduced by more than the amount of withdrawal. When determining if a withdrawal will result in excess withdrawal processing, the applicable RALP will not yet reflect the amount of the current withdrawal.

Step Up Date: The date any step up becomes effective, and depends on the type of step up being applied (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

Annual Step Up: Beginning with the first contract anniversary, an increase of the GBA, RBA, GBP, RBP, ALP, and/or RALP values may be available. A step up does not create contract value, guarantee the performance of any investment option, or provide a benefit that can be withdrawn or paid upon death. Rather, a step up determines the current values of the GBA, RBA, GBP, RBP, ALP, and RALP, and may extend the payment period or increase the allowable payment.

The annual step up is subject to the following rules:

•	The annual step up is available when the RBA or, if established, the ALP, would increase on the step up date.

•	Only one step up is allowed each contract year.

•	If you take any withdrawals during the waiting period, any previously applied step ups will be reversed and the Annual step up will not be available until the end of the waiting period.

•	If the application of the step up does not increase the rider charge, the annual step up will be automatically applied to your contract, and the step up date is the contract anniversary date.

•	If the application of the step up would increase the rider charge, the annual step up is not automatically applied. Instead, you have the option to step up for 30 days after the contract anniversary. If you exercise the elective annual step up option, you will pay the rider charge in effect on the step up date. If you wish to exercise the elective annual step up option, we must receive a request from you or your investment professional. The step up date is the date we receive your request to step up. If your request is received after the close of business, the step up date will be the next valuation day.

•	The ALP and RALP are not eligible for step ups until they are established. Prior to being established, the ALP and RALP values are both zero.

•	Please note it is possible for the ALP and RALP to step up even if the RBA or GBA do not step up, and it is also possible for the RBA and GBA to step up even if the ALP or RALP do not step up.

The annual step up resets the GBA, RBA, GBP, RBP, ALP and RALP values as follows:

•	The total RBA will be reset to the greater of the total RBA immediately prior to the step up date or the contract value on the step up date.

•	The total GBA will be reset to the greater of the total GBA immediately prior to the step up date or the contract value on the step up date.

•	The total GBP will be reset using the calculation as described above based on the increased GBA and RBA.

•	The total RBP will be reset as follows:

(a)	During the waiting period and prior to any withdrawals, the RBP will not be affected by the step up.

(b)	At any other time, the RBP will be reset as the increased GBP less all prior withdrawals made in the current contract year, but never less than zero.

•	The ALP will be reset to the greater of the ALP immediately prior to the step up date or 6% of the contract value on the step up date.

•	The RALP will be reset as follows:

(a)	During the waiting period and prior to any withdrawals, the RALP will not be affected by the step up.

(b)	At any other time, the RALP will be reset as the increased ALP less all prior withdrawals made in the current contract year, but never less than zero.

Spousal Option to Continue the Contract: If a surviving spouse elects to continue the contract, the Guarantor Withdrawal Benefit for Life® rider also continues. When the spouse elects to continue the contract, any remaining waiting period is cancelled; the covered person will be re-determined and is the covered person referred to below; and the GBA, RBA, GBP, RBP, ALP and RALP values are affected as follows:

•	The GBA, RBA, and GBP values remain unchanged.

•	The RBP is automatically reset to the GBP less all prior withdrawals made in the current contract year, but not less than zero.

•	If the ALP has not yet been established and the new covered person has not yet reached age 65 as of the date of continuation — the ALP will be established on the contract anniversary following the date the covered person reaches age 65 as the lesser of the RBA or the contract anniversary value, multiplied by 6%. The RALP will be established on the same date equal to the ALP.

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•	If the ALP has not yet been established but the new covered person is age 65 or older as of the date of continuation — the ALP will be established on the date of continuation as the lesser of the RBA or the contract value, multiplied by 6%. The RALP will be established on the same date in an amount equal to the ALP less all prior partial withdrawals made in the current contract year, but will not be less than zero.

•	If the ALP has been established but the new covered person has not yet reached age 65 as of the date of continuation — the ALP and RALP will be automatically reset to zero for the period of time beginning with the date of continuation and ending with the contract anniversary following the date the covered person reaches age 65. At the end of this time period, the ALP will be reset to the lesser of the RBA or the anniversary contract value, multiplied by 6%, and the RALP will be reset to equal the ALP.

•	If the ALP has been established and the new covered person is age 65 or older as of the date of continuation — the ALP will be automatically reset to the lesser of the current ALP or 6% of the contract value on the date of continuation. The RALP will be reset to the ALP less all prior withdrawals made in the current contract year, but not less than zero.

Please note that the lifetime withdrawal benefit amount may be reduced as a result of the spousal continuation.

Spousal Continuation Step Up: If a surviving spouse elects to continue the contract, another elective step up option becomes available. To exercise the step up, the spouse or the spouse’s investment professional must submit a request within 30 days of the date of continuation. The step up date is the date we receive the spouse’s request to step up. If the request is received after the close of business, the step up date will be the next valuation day. The GBA, RBA, GBP, RBP, ALP and RALP will be reset in the same fashion as the annual step up.

The spousal continuation step up is subject to the following rules:

•	If the spousal continuation step up option is exercised and we have increased the charge for the rider, the spouse will pay the charge that is in effect on the step up date.

It is our current administrative practice to process the spousal continuation step up as described in the next paragraph; however, we reserve the right to discontinue our administrative practice and will give you 30 days’ written notice of any such change.

At the time of spousal continuation, a step-up may be available. All annual step-up rules (see “Annual Step-Up” heading above), other than those that apply to the waiting period, also apply to the spousal continuation step-up. If the spousal continuation step-up is processed automatically, the step-up date is the valuation date spousal continuation is effective. If not, the spouse must elect the step up and must do so within 30 days of the spousal continuation date. If the spouse elects the spousal continuation step up, the step-up date is the valuation date we receive the spouse’s written request to step-up if we receive the request by the close of business on that day, otherwise the next valuation date.

If Contract Value Reduces to Zero: If the contract value reduces to zero and the total RBA remains greater than zero, you will be paid in the following scenarios:

1)	The ALP has not yet been established and the contract value is reduced to zero for any reason other than full withdrawal of the contract. In this scenario, you can choose to:

(a)	receive the remaining schedule of GBPs until the RBA equals zero; or

(b)	wait until the rider anniversary on/following the date the covered person reaches age 65, and then receive the ALP annually until the latter of (i) the death of the covered person, or (ii) the RBA is reduced to zero.

We will notify you of this option. If no election is made, the ALP will be paid.

2)	The ALP has been established and the contract value reduces to zero as a result of fees or charges, or a withdrawal that is less than or equal to both the RBP and the RALP. In this scenario, you can choose to receive:

(a)	the remaining schedule of GBPs until the RBA equals zero; or

(b)	the ALP annually until the latter of (i) the death of the covered person, or (ii) the RBA is reduced to zero. We will notify you of this option. If no election is made, the ALP will be paid.

3)	The ALP has been established and the contract value falls to zero as a result of a withdrawal that is greater than the RALP but less than or equal to the RBP. In this scenario, the remaining schedule of GBPs will be paid until the RBA equals zero.

4)	The ALP has been established and the contract value falls to zero as a result of a partial withdrawal that is greater than the RBP but less than or equal to the RALP. In this scenario, the ALP will be paid annually until the death of the covered person.

Under any of these scenarios:

•	The annualized amounts will be paid to you in the frequency you elect. You may elect a frequency offered by us at the time payments begin. Available payment frequencies will be no less frequent than annually;

•	We will no longer accept additional purchase payments;

•	You will no longer be charged for the rider;

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•	Any attached death benefit riders will terminate; and

•	The death benefit becomes the remaining payments, if any, until the RBA is reduced to zero.

The Guarantor Withdrawal Benefit for Life rider and the contract will terminate under either of the following two scenarios:

•	If the contract value falls to zero as a result of a withdrawal that is greater than both the RALP and the RBP. This is full withdrawal of the contract.

•	If the contract value falls to zero as a result of a withdrawal that is greater than the RALP but less than or equal to the RBP, and the total RBA is reduced to zero.

At Death: If the contract value is greater than zero when the death benefit becomes payable, the beneficiary may elect to take the death benefit as a lump sum under the terms of the contract (see “Benefits in Case of Death”) or the annuity payout option (see “Guaranteed Withdrawal Benefit Annuity Payout Option” heading below).

If the contract value equals zero and the death benefit becomes payable, the following will occur:

•	If the RBA is greater than zero and the owner has been receiving the GBP each year, the GBP will continue to be paid to the beneficiary until the RBA equals zero.

•	If the covered person dies and the RBA is greater than zero and the owner has been receiving the ALP each year, the ALP will continue to be paid to the beneficiary until the RBA equals zero.

•	If the covered person is still alive and the RBA is greater than zero and the owner has been receiving the ALP each year, the ALP will continue to be paid to the beneficiary until the later of the death of the covered person or the RBA equals zero.

•	If the covered person is still alive and the RBA equals zero and the owner has been receiving the ALP each year, the ALP will continue to be paid to the beneficiary until the death of the covered person.

•	If the covered person dies and the RBA equals zero, the benefit terminates. No further payments will be made.

Contract Ownership Change: If the contract changes ownership (see “Changing Ownership”), the covered person will be redetermined and is the covered person referred to below. The GBA, RBA, GBP, RBP values will remain unchanged. The ALP and RALP will be reset as follows. Our current administrative practice is to only reset the ALP and RALP if the covered person changes due to the ownership change.

•	If the ALP has not yet been established and the new covered person has not yet reached age 65 as of the ownership change date — the ALP and the RALP will be established on the contract anniversary following the date the covered person reaches age 65. The ALP will be set equal to the lesser of the RBA or the anniversary contract value, multiplied by 6%. If the anniversary date occurs during the waiting period and prior to a withdrawal, the RALP will be set to the lesser of the ALP or total purchase payments multiplied by 6%. If the anniversary date occurs at any other time, the RALP will be set to the ALP.

•	If the ALP has not yet been established but the new covered person is age 65 or older as of the ownership change date — the ALP and the RALP will be established on the ownership change date. The ALP will be set equal to the lesser of the RBA or the contract value, multiplied by 6%. If the ownership change date occurs during the waiting period and prior to a withdrawal, the RALP will be set equal to the lesser of the ALP or total purchase payments multiplied by 6%. If the ownership change date occurs at any other time, the RALP will be set equal to the ALP less all prior withdrawals made in the current contract year but not less than zero.

•	If the ALP has been established but the new covered person has not yet reached age 65 as of the ownership change date — the ALP and the RALP will be reset to zero for the period of time beginning with the ownership change date and ending with the contract anniversary following the date the covered person reaches age 65. At the end of this time period, the ALP will be reset to the lesser of the RBA or the anniversary contract value, multiplied by 6%. If the time period ends during the waiting period and prior to any withdrawals, the RALP will be reset to the lesser of the ALP or total purchase payments multiplied by 6%. If the time period ends at any other time, the RALP will be reset to the ALP.

•	If the ALP has been established and the new covered person is age 65 or older as of the ownership change date — the ALP and the RALP will be reset on the ownership change date. The ALP will be reset to the lesser of the current ALP or 6% of the contract value. If the ownership change date occurs during the waiting period and prior to a withdrawal, the RALP will be reset to the lesser of the ALP or total purchase payments multiplied by 6%. If the ownership change date occurs at any other time, the RALP will be reset to the ALP less all prior withdrawals made in the current contract year but not less than zero.

Please note that the lifetime withdrawal benefit amount may be reduced as a result of the ownership change.

Guaranteed Withdrawal Benefit Annuity Payout Option: Several annuity payout plans are available under the contract. As an alternative to these annuity payout plans, a fixed annuity payout option is available under the Guarantor Withdrawal Benefit for Life rider.

Under this option the amount payable each year will be equal to the remaining schedule of GBPs, but the total amount paid over the life of the annuity will not exceed the current total RBA at the time you begin this fixed annuity payout option. These

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annualized amounts will be paid in the frequency that you elect. The frequencies will be among those offered by us at that time but will be no less frequent than annually. If, at the death of the owner, total payouts have been made for less than the RBA, the remaining payouts will be paid to the beneficiary (see “The Annuity Payout Period” and “Taxes”).

This option may not be available if the contract is issued to qualify under Section 403 or 408 of the Code, as amended. For such contracts, this option will be available only if the guaranteed payment period is less than the life expectancy of the owner at the time the option becomes effective. Such life expectancy will be computed under the mortality table we then use to determine current life annuity purchase rates under the contract to which this rider is attached.

This annuity payout option may also be elected by the beneficiary of a contract as a settlement option.

Whenever multiple beneficiaries are designated under the contract, each such beneficiary’s share of the proceeds if they elect this option will be in proportion to their applicable designated beneficiary percentage. Beneficiaries of nonqualified contracts may elect this settlement option subject to the distribution requirements of the contract. We reserve the right to adjust the future schedule of GBPs if necessary to comply with the Code.

RIDER TERMINATION
The Guarantor Withdrawal Benefit for Life rider cannot be terminated either by you or us except as follows:

1.	Annuity payouts under an annuity payout plan will terminate the rider.

2.	Termination of the contract for any reason will terminate the rider.

3.	When a beneficiary elects an alternative payment plan which is an inherited IRA.

EXAMPLES OF THE GUARANTOR WITHDRAWAL BENEFIT FOR LIFE

Example #1: Covered person has not reached age 65 at the time the contract and rider are purchased.

Assumptions:

•	You purchase the contract with a payment of $100,000.

•	You are the sole owner and also the annuitant. You are age 60.

•	You make no additional payments to the contract.

•	Automatic annual step-ups are applied each anniversary when available, where the contract value is greater than the RBA and/or 6% of the contract value is greater than the ALP. Applied annual step-ups are indicated in bold.

			Hypothetical
Contract			Assumed
Duration	Purchase	Partial	Contract	Basic Withdrawal Benefit						Lifetime Withdrawal Benefit
in Years	Payments	Withdrawals	Value	GBA		RBA		GBP	RBP	ALP			RALP

At Issue	$100,000	$ N/A	$100,000	$100,000		$100,000		$7,000	$7,000	$	N/A		$	N/A

0.5	0	7,000	92,000	100,000		93,000		7,000	0		N/A			N/A

1	0	0	91,000	100,000		93,000		7,000	7,000		N/A			N/A

1.5	0	7,000	83,000	100,000		86,000		7,000	0		N/A			N/A

2	0	0	81,000	100,000		86,000		7,000	7,000		N/A			N/A

5	0	0	75,000	100,000		86,000		7,000	7,000		5,160	(1)		5,160	(1)

5.5	0	5,160	70,000	100,000		80,840		7,000	1,840		5,160			0

6	0	0	69,000	100,000		80,840		7,000	7,000		5,160			5,160

6.5	0	7,000	62,000	100,000		73,840		7,000	0		3,720	(2)		0

7	0	0	70,000	100,000		73,840		7,000	7,000		4,200			4,200

7.5	0	10,000	51,000	51,000	(3)	51,000	(3)	3,570	0		3,060	(3)		0

8	0	0	55,000	55,000		55,000		3,850	3,850		3,300			3,300

At this point, assuming no additional activity (step ups, excess withdrawals, purchase payments, spousal continuation or contract ownership change), you can continue to withdraw up to either the GBP of $3,850 each year until the RBA is reduced to zero, or the ALP of $3,300 each year until the later of your death or the RBA is reduced to zero.

(1)	The ALP and RALP are established on the contract anniversary date following the date the covered person reaches age 65.
(2)	The $7,000 withdrawal is greater than the $5,160 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the ALP, resetting the ALP to the lesser of the prior ALP or 6% of the contract value following the withdrawal.
(3)	The $10,000 withdrawal is greater than both the $7,000 RBP allowed under the basic withdrawal benefit and the $4,200 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the GBA, RBA, and ALP. The GBA is reset to the lesser of the prior GBA or the contract value following the withdrawal. The RBA is reset to the lesser of the prior RBA less the withdrawal or the contract value following the withdrawal. The ALP is reset to the lesser of the prior ALP or 6% of the contract value following the withdrawal.

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Example #2: Covered person has reached 65 at the time the contract and rider are purchased.

Assumptions:

•	You purchase the contract with a payment of $100,000.

•	You are the sole owner and also the annuitant. You are age 65.

•	You make no additional payments to the contract.

•	Automatic annual step-ups are applied each anniversary when available, where the contract value is greater than the RBA and/or 6% of the contract value is greater than the ALP. Applied annual step-ups are indicated in bold.

			Hypothetical
Contract			Assumed
Duration	Purchase	Partial	Contract	Basic Withdrawal Benefit							Lifetime Withdrawal Benefit
in Years	Payments	Withdrawals	Value	GBA		RBA		GBP	RBP		ALP		RALP

At Issue	$100,000	$ N/A	$100,000	$100,000		$100,000		$7,000	$7,000		$6,000		$6,000

1	0	0	105,000	105,000		105,000		7,350	7,000	(1)	6,300		6,000	(1)

2	0	0	110,000	110,000		110,000		7,700	7,000	(1)	6,600		6,000	(1)

3	0	0	110,000	110,000		110,000		7,700	7,700	(2)	6,600		6,600	(2)

3.5	0	6,600	110,000	110,000		103,400		7,700	1,100		6,600		0

4	0	0	115,000	115,000		115,000		8,050	8,050		6,900		6,900

4.5	0	8,050	116,000	115,000		106,950		8,050	0		6,900	(3)	0

5	0	0	120,000	120,000		120,000		8,400	8,400		7,200		7,200

5.5	0	10,000	122,000	120,000	(4)	110,000	(4)	8,400	0		7,200	(4)	0

6	0	0	125,000	125,000		125,000		8,750	8,750		7,500		7,500

At this point, assuming no additional activity (step ups, excess withdrawals, purchase payments, spousal continuation or contract ownership change), you can continue to withdraw up to either the GBP of $8,750 each year until the RBA is reduced to zero, or the ALP of $7,500 each year until the later of your death or the RBA is reduced to zero.

(1)	The annual step-up has not been applied to the RBP or RALP because any withdrawal after step up during the waiting period would reverse any prior step ups prior to determining if the withdrawal is excess. Therefore, during the waiting period, the RBP is the amount you can withdraw without incurring the GBA and RBA excess withdrawal processing, and the RALP is the amount you can withdraw without incurring the ALP excess withdrawal processing.
(2)	On the third anniversary (after the end of the waiting period), the RBP and RALP are set equal to the GBP and ALP, respectively.
(3)	The $8,050 withdrawal is greater than the $6,900 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the ALP, resetting the ALP to the lesser of the prior ALP or 6% of the contract value following the withdrawal.
(4)	The $10,000 withdrawal is greater than both the $8,400 RBP allowed under the basic withdrawal benefit and the $7,200 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the GBA, RBA, and ALP. The GBA is reset to the lesser of the prior GBA or the contract value following the withdrawal. The RBA is reset to the lesser of the prior RBA less the withdrawal or the contract value following the withdrawal. The ALP is reset to the lesser of the prior ALP or 6% of the contract value following the withdrawal.

 144  RIVERSOURCE INNOVATIONS SELECT VARIABLE ANNUITY — PROSPECTUS

Appendix K: Guarantor Withdrawal Benefit Rider Disclosure

We have offered two versions of the Guarantor Withdrawal Benefit that have been referred to in previous disclosure as Rider A and Rider B. The description of the Guarantor Withdrawal Benefit in this section applies to both Rider A and Rider B, unless noted otherwise. Rider B is no longer available for purchase.

The Guarantor Withdrawal Benefit is an optional benefit that was offered for an additional annual charge if(1):

Rider A

•	your contract application is signed on or after April 30, 2005 in those states where the SecureSource rider and/or the Guarantor Withdrawal Benefit for Life rider are/were not available;

•	you and the annuitant were 79 or younger on the date the contract was issued.

Rider B (no longer available for purchase)

•	your contract application is signed prior to April 29, 2005;

•	the rider was available in your state; and

•	you and the annuitant were 79 or younger on the date the contract was issued.

(1)	The Guarantor Withdrawal Benefit is not available under an inherited qualified annuity.

You must elect the Guarantor Withdrawal Benefit rider when you purchase your contract (original rider). The original rider you receive at contract issue offers an elective annual step-up and any withdrawal after a step up during the first three years is considered an excess withdrawal, as described below. The rider effective date of the original rider is the contract issue date.

We will offer you the option of replacing the original rider with a new Guarantor Withdrawal Benefit (enhanced rider), if available in your state. The enhanced rider offers an automatic annual step-up and a withdrawal after a step up during the first three years is not necessarily an excess withdrawal, as described below. The effective date of the enhanced rider will be the contract issue date except for the automatic step-up which will apply to contract anniversaries that occur after you accept the enhanced rider. The descriptions below apply to both the original and enhanced riders unless otherwise noted.

The Guarantor Withdrawal Benefit initially provides a guaranteed minimum withdrawal benefit that gives you the right to take limited partial withdrawals in each contract year that over time will total an amount equal to your purchase payments plus any purchase payment credits. Certain withdrawals and step ups, as described below, can cause the initial guaranteed withdrawal benefit to change. The guarantee remains in effect if your partial withdrawals in a contract year do not exceed the allowed amount. As long as your withdrawals in each contract year do not exceed the allowed amount, you will not be assessed a surrender charge. Under the original rider, the allowed amount is the Guaranteed Benefit Payment (GBP — the amount you may withdraw under the terms of the rider in each contract year, subject to certain restrictions prior to the third contract anniversary, as described below). Under the enhanced rider, the allowed amount is equal to 7% of purchase payments and purchase payment credits for the first three years, and the GBP in all other years.

If you withdraw an amount greater than the allowed amount in a contract year, we call this an “excess withdrawal” under the rider. If you make an excess withdrawal under the rider:

•	surrender charges, if applicable, will apply only to the amount of the withdrawal that exceeds the allowed amount;

•	the guaranteed benefit amount will be adjusted as described below; and

•	the remaining benefit amount will be adjusted as described below.

For a partial withdrawal that is subject to a surrender charge, the amount we actually deduct from your contract value will be the amount you request plus any applicable surrender charge (see “Charges — Surrender Charge”). Market value adjustments, if applicable, will also be made (see “Guarantee Period Accounts (GPAs) — Market Value Adjustment”). We pay you the amount you request. Any partial withdrawals you take under the contract will reduce the value of the death benefits (see “Benefits in Case of Death”). Upon full withdrawal of the contract, you will receive the remaining contract value less any applicable charges (see “Surrenders”).

Once elected, the Guarantor Withdrawal Benefit rider may not be cancelled and the fee will continue to be deducted until the contract is terminated, the contract value reduces to zero (described below) or annuitization start date. If you select the Guarantor Withdrawal Benefit rider, you may not select an Income Assurer Benefit rider or the Accumulation Protector Benefit rider. If you exercise the annual step up election (see “Elective Step Up” and “Annual Step Up” below), the special spousal continuation step up election (see “Spousal Continuation and Special Spousal Continuation Step Up” below) or change your Portfolio Navigator model portfolio, the rider charge may change (see “Charges”).

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You should consider whether the Guarantor Withdrawal Benefit is appropriate for you because:

•	Use of Portfolio Navigator Program Required: You must participate in the Portfolio Navigator program for contracts with applications signed on or after May 1, 2006 with this rider (see “Making the Most of Your Contract — Portfolio Navigator Asset Allocation Program”). If you selected this Guarantor Withdrawal Benefit rider before May 1, 2006, you must participate in the asset allocation program (see “Appendix I: Asset Allocation Program for Contracts With Applications Signed Before May 1, 2006”), however, you may elect to participate in the Portfolio Navigator program after May 1, 2006. The Portfolio Navigator program and the asset allocation program limit your choice of subaccounts, one-year fixed account and GPAs (if available) to the PN program investment options or those that are in the model portfolio you have selected. This means you will not be able to allocate contract value to all of the subaccounts, GPAs or the one-year fixed account that are available under the contract to contract owners who do not elect this rider. You may allocate purchase payments and any purchase payment credits to the DCA fixed account, when available, and we will make monthly transfers into the model portfolio or investment option you have chosen.

•	Limitations on Purchase Payments: We reserve the right to limit the cumulative amount of purchase payments, subject to state restrictions. For current purchase payment restrictions, please see “Buying Your Contract — Purchase Payments”.

•	Interaction with the Total Free Amount (TFA) contract provision: The TFA is the amount you are allowed to withdraw in each contract year without incurring a surrender charge (see “Charges — Surrender Charge”). The TFA may be greater than GBP under this rider. Any amount you withdraw under the contract’s TFA provision that exceeds the GBP is subject to the excess withdrawal processing for the GBA and RBA described below.

•	Rider A — Limitations on Purchase of Other Riders under this Contract: If you select the Guarantor Withdrawal Benefit rider, you may not elect the Accumulation Protector Benefit rider.

•	Non-Cancelable: Once elected, the Guarantor Withdrawal Benefit rider may not be cancelled and the fee will continue to be deducted until the contract is terminated, the contract value reduces to zero (described below) or after the annuitization start date.

You should consult your tax advisor if you have any questions about the use of this rider in your tax situation:

•	Tax Considerations for Non-Qualified Annuities: Withdrawals before age 59 1/2 may incur a 10% IRS early withdrawal penalty and may be considered taxable income;

•	Tax Considerations for Qualified Annuities: Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract (see “Taxes — Qualified Annuities — Required Minimum Distributions”). If you have a qualified annuity, you may need to take an RMD. If you make a withdrawal in any contract year to satisfy an RMD, this may constitute an excess withdrawal, as defined below, and the excess withdrawal processing described below will apply. Under the terms of the enhanced rider, we allow you to satisfy the RMD based on the life expectancy RMD for your contract and the requirements of the Code and regulations in effect when you purchase your contract, without the withdrawal being treated as an excess withdrawal. It is our current administrative practice to make the same accommodation under the original rider, however, we reserve the right to discontinue our administrative practice and will give you 30 days’ written notice of any such change.

For owners subject to RMD rules under Section 401(a)(9), our current administrative practice under both the original and the enhanced riders is to allow amounts you withdraw to satisfy these rules without applying excess withdrawal processing under terms of the rider, subject to the following rules:

(1)	If your Annual Life Expectancy Required Minimum Distribution Amount (ALERMDA) is greater than the RBP from the beginning of the current contract year, an Additional Benefit Amount (ABA) will be set equal to that portion of your ALERMDA that exceeds the RBP.

(2)	Any withdrawals taken in a contract year will count first against and reduce the RBP for that contract year.

(3)	Once the RBP for the current contract year has been depleted, any additional amounts withdrawn will count against and reduce any ABA. These withdrawals will not be considered excess withdrawals as long as they do not exceed the remaining ABA.

(4)	Once the ABA has been depleted, any additional withdrawal amounts will be considered excess withdrawals and will initiate the excess withdrawal processing described in the Guarantor Withdrawal Benefit rider.

The Annual Life Expectancy Required Minimum Distribution Amount (ALERMDA) is:

(1)	determined by us each calendar year;

(2)	based solely on the value of the contract to which the Guarantor Withdrawal Benefit rider is attached as of the date we make the determination; and

 146  RIVERSOURCE INNOVATIONS SELECT VARIABLE ANNUITY — PROSPECTUS

(3)	based on the company’s understanding and interpretation of the requirements for life expectancy distributions intended to satisfy the required minimum distribution rules under Section 401(a)(9) and the Treasury Regulations promulgated thereunder, as applicable, on the effective date of this prospectus to:

1. an individual retirement annuity (Section 408(b));

2. a Roth individual retirement account (Section 408A);

3. a Simplified Employee Pension plan (Section 408(k));

4. a tax-sheltered annuity rollover (Section 403(b)).

We reserve the right to modify our administrative practice described above and will give you 30 days’ written notice of any such change.

In the future, the requirements under the Code for such distributions may change and the life expectancy amount calculation provided under your Guarantor Withdrawal Benefit rider may not be sufficient to satisfy the requirements under the Code for these types of distributions. In such a situation, amounts withdrawn to satisfy such distribution requirements will exceed your RBP amount and may result in the reduction of your GBA and RBA as described under the excess withdrawal provision of the rider.

Please note that RMD rules follow the calendar year which most likely does not coincide with your contract year and therefore may limit when you can take your RMD and not be subject to excess withdrawal processing.

In cases where the Code does not allow the life expectancy of a natural person to be used to calculate the required minimum distribution amount (e.g. ownership by a trust or a charity), we will calculate the life expectancy RMD amount calculated by us as zero in all years. The life expectancy required minimum distribution amount calculated by us will also equal zero in all years.

•	Limitations on TSAs: Your right to take withdrawals is restricted if your contract is a TSA (see “TSA — Special Provisions”). You should consult your tax advisor before you select this optional rider if you have any questions about the use of this rider in your tax situation;

The terms “Guaranteed Benefit Amount” and “Remaining Benefit Amount” are described below. Each is used in the operation of the GBP, the RBP, the elective step up, the annual step up, the special spousal continuation step up and the Guaranteed Withdrawal Benefit Annuity Payout Option.

Guaranteed Benefit Amount
The Guaranteed Benefit Amount (GBA) is equal to the initial purchase payment, plus any purchase payment credits, adjusted for subsequent purchase payments, any purchase payment credits, partial withdrawals in excess of the GBP, and step ups. The maximum GBA is $5,000,000.

The GBA is determined at the following times:

•	At contract issue — the GBA is equal to the initial purchase payment, plus any purchase payment credit;

•	When you make additional purchase payments — each additional purchase payment plus any purchase payment credit has its own GBA equal to the amount of the purchase payment plus any purchase payment credit. The total GBA when an additional purchase payment and purchase payment credit are added is the sum of the individual GBAs immediately prior to the receipt of the additional purchase payment, plus the GBA associated with the additional purchase payment;

•	At step up — (see “Elective Step Up” and “Annual Step Up” headings below).

•	When you make a partial withdrawal:

(a)	and all of your withdrawals in the current contract year, including the current withdrawal, are less than or equal to the GBP — the GBA remains unchanged. If the partial withdrawal is taken during the first three years, the GBA and the GBP are calculated after the reversal of any prior step ups

(b)	and all of your withdrawals in the current contract year, including the current withdrawal, are greater than the GBP — the following excess withdrawal processing will be applied to the GBA. If the partial withdrawal is taken during the first three years, the GBA and the GBP are calculated after the reversal of any prior step ups:

(c)	under the original rider in a contract year after a step up but before the third contract anniversary — the following excess withdrawal processing will be applied to the GBA. If the partial withdrawal is taken during the first three years, the GBA and the GBP are calculated after the reversal of any prior step ups:

RIVERSOURCE INNOVATIONS SELECT VARIABLE ANNUITY — PROSPECTUS 147

GBA EXCESS WITHDRAWAL PROCESSING
The total GBA will automatically be reset to the lesser of (a) the total GBA immediately prior to the withdrawal; or (b) the contract value immediately following the withdrawal. If there have been multiple purchase payments, each payment’s GBA after the withdrawal will be reset to equal that payment’s RBA after the withdrawal plus (a) times (b), where:

(a)	is the ratio of the total GBA after the withdrawal less the total RBA after the withdrawal to the total GBA before the withdrawal less the total RBA after the withdrawal; and

(b)	is each payment’s GBA before the withdrawal less that payment’s RBA after the withdrawal.

Remaining Benefit Amount
The remaining benefit amount (RBA) at any point is the total guaranteed amount available for future partial withdrawals. The maximum RBA is $5,000,000.

The RBA is determined at the following times:

•	At contract issue — the RBA is equal to the initial purchase payment plus any purchase payment credit;

•	When you make additional purchase payments — each additional purchase payment plus any purchase payment credit has its own RBA equal to the amount of the purchase payment plus any purchase payment credit. The total RBA when an additional purchase payment and purchase payment credit are added is the sum of the individual RBAs immediately prior to the receipt of the additional purchase payment, plus the RBA associated with the additional payment;

•	At step up — (see “Elective Step Up” and “Annual Step Up” headings below).

•	When you make a partial withdrawal:

(a)	and all of your withdrawals in the current contract year, including the current withdrawal, are less than or equal to the GBP — the RBA becomes the RBA immediately prior to the partial withdrawal, less the partial withdrawal. If the partial withdrawal is taken during the first three years, the RBA and the GBP are calculated after the reversal of any prior step ups;

(b)	and all of your withdrawals in the current contract year, including the current withdrawal, are greater than the GBP — the following excess withdrawal processing will be applied to the RBA. If the partial withdrawal is taken during the first three years, the RBA and the GBP are calculated after the reversal of any prior step ups;

(c)	under the original rider after a step up but before the third contract anniversary — the following excess withdrawal processing will be applied to the RBA. If the partial withdrawal is taken during the first three years, the RBA and the GBP are calculated after the reversal of any prior step ups;

RBA EXCESS WITHDRAWAL PROCESSING
The RBA will automatically be reset to the lesser of (a) the contract value immediately following the withdrawal, or (b) the RBA immediately prior to the withdrawal, less the amount of the withdrawal.

If there have been multiple purchase payments, any reduction of the RBA will be taken out of each payment’s RBA in the following manner:

The withdrawal amount up to the remaining benefit payment (defined below) is taken out of each RBA bucket in proportion to its remaining benefit payment at the time of the withdrawal; and the withdrawal amount above the remaining benefit payment and any amount determined by the excess withdrawal processing are taken out of each RBA bucket in proportion to its RBA at the time of the withdrawal.

Guaranteed Benefit Payment
Under the original rider, the GBP is the amount you may withdraw under the terms of the rider in each contract year, subject to certain restrictions prior to the third anniversary.

Under the enhanced rider, the GBP is the withdrawal amount that you are entitled to take each contract year after the third anniversary until the RBA is depleted.

Rider A: Under the original rider, the GBP is equal to 7% of the GBA. Under the enhanced rider, the GBP is the lesser of (a) 7% of the GBA, or (b) the RBA. Under both the original and enhanced riders, if you withdraw less than the GBP in a contract year, there is no carry over to the next contract year.

Rider B: Under both the original and enhanced riders, the GBP is the lesser of (a) 7% of the GBA; or (b) the RBA. If you withdraw less than the GBP in a contract year, there is no carry over to the next contract year.

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Remaining Benefit Payment
Under the original rider, at the beginning of each contract year, the remaining benefit payment (RBP) is set as the lesser of (a) the GBP, or (b) the RBA.

Under the enhanced rider, at the beginning of each contract year, during the first three years and prior to any withdrawal, the RBP for each purchase payment is set equal to that purchase payment plus any purchase payment credit, multiplied by 7%. At the beginning of any other contract year, each individual RBP is set equal to each individual GBP.

Each additional purchase payment has its own RBP established equal to that payment’s GBP. The total RBP is equal to the sum of the individual RBPs.

Whenever a partial withdrawal is made, the RBP equals the RBP immediately prior to the partial withdrawal less the amount of the partial withdrawal, but not less than zero.

Elective Step Up (under the original rider only)
You have the option to increase the RBA, the GBA, the GBP and the RBP beginning with the first contract anniversary. An annual elective step up option is available for 30 days after the contract anniversary. The elective step up option allows you to step up the remaining benefit amount and guaranteed benefit amount to the contract value on the valuation date we receive your written request to step up.

The elective step up is subject to the following rules:

•	if you do not take any withdrawals during the first three years, you may step up annually beginning with the first contract anniversary;

•	if you take any withdrawals during the first three years, the annual elective step up will not be available until the third contract anniversary;

•	if you step up but then take a withdrawal prior to the third contract anniversary, you will lose any prior step ups and the withdrawal will be considered an excess withdrawal subject to the GBA and RBA excess withdrawal processing discussed under the “Guaranteed Benefit Amount” and “Remaining Benefit Amount” headings above; and

•	you may take withdrawals on or after the third contract anniversary without reversal of previous step ups.

You may elect a step up only once each contract year within 30 days after the contract anniversary. Once a step up has been elected, another step up may not be elected until the next contract anniversary.

Rider A: You may only step up if your contract value on the valuation date we receive your written request to step up is greater than the RBA. The elective step up will be determined as follows:

•	The effective date of the elective step up is the valuation date we receive your written request to step up.

•	The RBA will be increased to an amount equal to the contract value on the valuation date we receive your written request to step up.

•	The GBA will be increased to an amount equal to the greater of (a) the GBA immediately prior to the elective step up; or (b) the contract value on the valuation date we receive your written request to step up.

•	The GBP will be increased to an amount equal to the greater of (a) the GBP immediately prior to the elective step up; or (b) 7% of the GBA after the elective step up.

•	The RBP will be increased to the lesser of (a) the RBA after the elective step up; or (b) the GBP after the elective step up less any withdrawals made during that contract year.

Rider B: You may only step up if your contract anniversary value is greater than the RBA. The elective step up will be determined as follows:

•	The effective date of the elective step up is the contract anniversary.

•	The RBA will be increased to an amount equal to the contract anniversary value.

•	The GBA will be increased to an amount equal to the greater of (a) the GBA immediately prior to the elective step up; or (b) the contract anniversary value.

•	The GBP will be increased to an amount equal to the greater of (a) the GBP immediately prior to the elective step up; or (b) 7% of the GBA after the elective step up.

•	The RBP will be increased to the lesser of (a) the RBA after the elective step up; or (b) the GBP after the elective step up.

Annual Step Up (under the enhanced rider only)
Beginning with the first contract anniversary after you accept the enhanced rider, an increase of the RBA, the GBA, the GBP and the RBP may be available. A step up does not create contract value, guarantee performance of any investment options, or

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provide a benefit that can be withdrawn or paid upon death. Rather, a step up determines the current values of the GBA, RBA, GBP and RBP, and may extend the payment period or increase allowable payment.

The annual step up is subject to the following rules:

•	The annual step up is available when the RBA would increase on the step up date. The applicable step up date depends on whether the annual step up is applied on an automatic or elective basis.

•	If the application of the step does not increase the rider charge, the annual step up will be automatically applied to your contract and the step up date is the contract anniversary date.

•	If the application of the step up would increase the rider charge, the annual step up is not automatically applied. Instead, you have the option to step up for 30 days after the contract anniversary. If you exercise the elective annual step up option, you will pay the rider charge in effect on the step up date. If you wish to exercise the elective annual step up option, we must receive a request from you or your investment professional. The step up date is the date we receive your request to step up. If your request is received after the close of business, the step up date will be the next valuation day.

•	Only one step up is allowed each contract year.

•	If you take any withdrawals during the first three years, any previously applied step ups will be reversed and the annual step up will not be available until the third contract anniversary;

•	You may take withdrawals on or after the third contract anniversary without reversal of previous step ups.

The annual step up will be determined as follows:

•	The RBA will be increased to an amount equal to the contract value on the step up date.

•	The GBA will be increased to an amount equal to the greater of (a) the GBA immediately prior to the annual step up; or (b) the contract value on the step up date.

•	The GBP will be calculated as described earlier, but based on the increased GBA and RBA.

•	The RBP will be reset as follows:

(a)	Prior to any withdrawals during the first three years, the RBP will not be affected by the step up.

(b)	At any other time, the RBP will be reset as the increased GBP less all prior withdrawals made during the current contract year, but never less than zero.

Spousal Continuation and Special Spousal Continuation Step Up
If a surviving spouse elects to continue the contract, this rider also continues. The spousal continuation step up is in addition to the elective step up or the annual step up. When a spouse elects to continue the contract, any rider feature processing particular to the first three years of the contract as described in this prospectus no longer applies. The GBA, RBA and GBP values remain unchanged. The RBP is automatically reset to the GBP less all prior withdrawals made in the current contract year, but not less than zero.

Rider A: A surviving spouse may elect a spousal continuation step up by written request within 30 days following the spouse’s election to continue the contract. This step up may be made even if withdrawals have been taken under the contract during the first three years. Under this step up, the RBA will be reset to the greater of the RBA or the contract value on the valuation date we receive the spouse’s written request to step up; the GBA will be reset to the greater of the GBA or the contract value on the same valuation date. If a spousal continuation step up is elected and we have increased the charge for the rider for new contract owners, the spouse will pay the charge that is in effect on the valuation date we receive the written request to step up.

It is our current administrative practice to process the spousal continuation step up as described in the next paragraph; however, we reserve the right to discontinue our administrative practice and will give you 30 days’ written notice of any such change.

At the time of spousal continuation, a step-up may be available. All annual step-up rules (see “Annual Step-Up” heading above), other than those that apply to the waiting period, also apply to the spousal continuation step-up. If the spousal continuation step-up is processed automatically, the step-up date is the valuation date spousal continuation is effective. If not, the spouse must elect the step up and must do so within 30 days of the spousal continuation date. If the spouse elects the spousal continuation step up, the step-up date is the valuation date we receive the spouse’s written request to step-up if we receive the request by the close of business on that day, otherwise the next valuation date.

Rider B: A spousal continuation step up occurs automatically when the spouse elects to continue the contract. The rider charge will not change upon this automatic step up. Under this step up, the RBA will be reset to the greater of the RBA on the valuation date we receive the spouse’s written request to continue the contract and the death benefit that would otherwise have

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been paid; the GBA will be reset to the greater of the GBA on the valuation date we receive the spouse’s written request to continue the contract and the death benefit that would otherwise have been paid.

Guaranteed Withdrawal Benefit Annuity Payout Option
Several annuity payout plans are available under the contract. As an alternative to these annuity payout plans, a fixed annuity payout option is available under the Guarantor Withdrawal Benefit.

Under this option the amount payable each year will be equal to the remaining schedule of GBPs, but the total amount paid over the life of the annuity will not exceed the current total RBA at the time you begin this fixed annuity option. These annualized amounts will be paid in the frequency that you elect. The frequencies will be among those offered by us at that time but will be no less frequent than annually. If, at the death of the owner, total payments have been made for less than the RBA, the remaining payments will be paid to the beneficiary (see “The Annuity Payout Period” and “Taxes”).

This annuity payout option may also be elected by the beneficiary of a contract as a settlement option. Whenever multiple beneficiaries are designated under the contract, each such beneficiary’s share of the proceeds if they elect this option will be in proportion to their applicable designated beneficiary percentage. Beneficiaries of nonqualified contracts may elect this settlement option subject to the distribution requirements of the contract. We reserve the right to adjust the remaining schedule of GBPs if necessary to comply with the Code.

If Contract Value Reduces to Zero
If the contract value reduces to zero and the RBA remains greater than zero, the following will occur:

•	you will be paid according to the annuity payout option described above;

•	we will no longer accept additional purchase payments;

•	you will no longer be charged for the rider;

•	any attached death benefit riders will terminate; and

•	the death benefit becomes the remaining payments under the annuity payout option described above.

If the contract value falls to zero and the RBA is depleted, the Guarantor Withdrawal Benefit rider and the contract will terminate.

EXAMPLE OF THE GUARANTOR WITHDRAWAL BENEFIT (applies to Rider A and Rider B)

Assumption:

•	You purchase the contract with a payment of $100,000.

The Guaranteed Benefit Amount (GBA) equals your purchase payment:	$100,000
The Guaranteed Benefit Payment (GBP) equals 7% of your GBA:
0.07 × $100,000 =	$7,000
The Remaining Benefit Amount (RBA) equals your purchase payment:	$100,000
On the first contract anniversary the contract value grows to $110,000. You decide to step up your benefit.
The RBA equals 100% of your contract value:	$110,000
The GBA equals 100% of your contract value:	$110,000
The GBP equals 7% of your stepped-up GBA:
0.07 × $110,000 =	$7,700
During the fourth contract year you decide to take a partial withdrawal of $7,700.
You took a partial withdrawal equal to your GBP, so your RBA equals the prior RBA less the amount of the partial withdrawal:
$110,000 − $7,700 =	$102,300
The GBA equals the GBA immediately prior to the partial withdrawal:	$110,000
The GBP equals 7% of your GBA:
0.07 × $110,000 =	$7,700

RIVERSOURCE INNOVATIONS SELECT VARIABLE ANNUITY — PROSPECTUS 151

On the fourth contract anniversary you make an additional purchase payment of $50,000.
The new RBA for the contract is equal to your prior RBA plus 100% of the additional purchase payment:
$102,300 + $50,000 =	$152,300
The new GBA for the contract is equal to your prior GBA plus 100% of the additional purchase payment:
$110,000 + $50,000 =	$160,000
The new GBP for the contract is equal to your prior GBP plus 7% of the additional purchase payment:
$7,700 + $3,500 =	$11,200
On the fifth contract anniversary your contract value grows to $200,000. You decide to step up your benefit.
The RBA equals 100% of your contract value:	$200,000
The GBA equals 100% of your contract value:	$200,000
The GBP equals 7% of your stepped-up GBA:
0.07 × $200,000 =	$14,000
During the seventh contract year your contract value grows to $230,000. You decide to take a partial withdrawal of $20,000. You took more than your GBP of $14,000 so your RBA gets reset to the lesser of:

(1) your contract value immediately following the partial withdrawal;
$230,000 − $20,000 =	$210,000
OR
(2) your prior RBA less the amount of the partial withdrawal.
$200,000 − $20,000 =	$180,000
Reset RBA = lesser of (1) or (2) =	$180,000
The GBA gets reset to the lesser of:
(1) your prior GBA	$200,000
OR
(2) your contract value immediately following the partial withdrawal;
$230,000 − $20,000 =	$210,000
Reset GBA = lesser of (1) or (2) =	$200,000
The Reset GBP is equal to 7% of your Reset GBA:
0.07 × $200,000 =	$14,000
During the eighth contract year your contract value falls to $175,000. You decide to take a partial withdrawal of $25,000. You took more than your GBP of $14,000 so your RBA gets reset to the lesser of:

(1) your contract value immediately following the partial withdrawal;
$175,000 − $25,000 =	$150,000
OR
(2) your prior RBA less the amount of the partial withdrawal.
$180,000 − $25,000 =	$155,000
Reset RBA = lesser of (1) or (2) =	$150,000
The GBA gets reset to the lesser of:
(1) your prior GBA;	$200,000
OR
(2) your contract value immediately following the partial withdrawal;
$175,000 − $25,000 =	$150,000
Reset GBA = lesser of (1) or (2) =	$150,000
The Reset GBP is equal to 7% of your Reset GBA:
0.07 × $150,000 =	$10,500

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Appendix L: Income Assurer Benefit Riders

The following three optional Income Assurer Benefit riders were available under your contract if you your contract application is signed prior to May 1, 2007. These riders are no longer available for purchase.

•	Income Assurer Benefit – MAV;

•	Income Assurer Benefit – 5% Accumulation Benefit Base; or

•	Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base.

The Income Assurer Benefit riders are intended to provide you with a guaranteed minimum income regardless of the volatility inherent in the investments in the subaccounts. The riders benchmark the contract growth at each anniversary against several comparison values and set the guaranteed income benefit base (described below) equal to the largest value. The guaranteed income benefit base, less any applicable premium tax, is the value we apply to the guaranteed annuity purchase rates stated in Table B of the contract to calculate the minimum annuity payouts you will receive if you exercise the rider. If the guaranteed income benefit base is greater than the contract value, the guaranteed income benefit base may provide a higher annuity payout level than is otherwise available. However, the riders use guaranteed annuity purchase rates which may result in annuity payouts that are less than those using the annuity purchase rates that we may apply at annuitization under the standard contract provisions. Therefore, the level of income provided by the riders may be less than the contract otherwise provides. If the annuity payouts through the standard contract provisions are more favorable than the payouts available through the riders, you will receive the higher standard payout option. The guaranteed income benefit base does not create contract value or guarantee the performance of any investment option.

The general information in this section applies to each Income Assurer Benefit rider.

Here are some general terms that are used to describe the Income Assurer Benefit riders in the sections below:

Guaranteed Income Benefit Base: The guaranteed income benefit base is the value that will be used to determine minimum annuity payouts when the rider is exercised. It is an amount we calculate, depending on the Income Assurer Benefit rider you choose, that establishes a benefit floor. When the benefit floor amount is greater than the contract value, there may be a higher annuitization payout than if you annuitized your contract without the Income Assurer Benefit. Your annuitization payout will never be less than that provided by your contract value.

Excluded Investment Options: These investment options are listed in your contract under contract data and will include the Columbia Variable Portfolio — Cash Management Fund and, if available under your contract, the GPAs and/or the one-year fixed account. Excluded investment options are not used in the calculation of this riders’ variable account floor for the Income Assurer Benefit – 5% Accumulation Benefit Base and the Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base.

Excluded Payments: These are purchase payments and any purchase payment credits, paid in the last five years before exercise of the benefit which we reserve the right to exclude from the calculation of the guaranteed income benefit base.

Proportionate Adjustments for Partial Withdrawals: These are calculated as the product of (a) times (b) where:

(a)	is the ratio of the amount of the partial withdrawal (including any surrender charges or MVA) to the contract value on the date of (but prior to) the partial withdrawal; and

(b)	is the benefit on the date of (but prior to) the partial withdrawal.

Protected Investment Options: All investment options available under this contract that are not defined as Excluded Investment options under contract data are known as protected investment options for purposes of this rider and are used in the calculation of the variable account floor for the Income Assurer Benefit – 5% Accumulation Benefit Base and the Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base.

Waiting Period: This rider can only be exercised after the expiration of a 10-year waiting period. We reserve the right to restart the waiting period if you elect to change your model portfolio to one that causes the rider charge to increase.

The following are general provisions that apply to each Income Assurer Benefit:

Exercising the Rider
Rider exercise conditions are:

•	you may only exercise the Income Assurer Benefit rider within 30 days after any contract anniversary following the expiration of the waiting period;

•	the annuitant on the annuitization start date must be between 50 to 86 years old; and

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•	you can only take an annuity payment in one of the following annuity payout plans:

Plan A —	Life Annuity – No Refund;

Plan B —	Life Annuity with Ten or Twenty Years Certain;

Plan D —	Joint and Last Survivor Life Annuity – No Refund; Joint and Last Survivor Life Annuity with Twenty Years Certain; or

Plan E — Twenty Years Certain.

After the expiration of the waiting period, the Income Assurer Benefit rider guarantees a minimum amount of fixed annuity lifetime income during annuitization or the option of variable annuity payouts with a guaranteed minimum initial payout or a combination of the two options.

If your contract value falls to zero as the result of adverse market performance or the deduction of fees and/or charges at any time, the contract and all its riders, including this rider, will terminate without value and no benefits will be paid on account of such termination. Exception: if you are still living, and the annuitant is between 50 and 86 years old, an amount equal to the guaranteed income benefit base will be paid to you under the annuity payout plan and frequency that you select, based upon the fixed or variable annuity payouts described above. The guaranteed income benefit base will be calculated and annuitization will occur at the following times.

•	If the contract value falls to zero during the waiting period, the guaranteed income benefit base will be calculated and annuitization will occur on the valuation date after the expiration of the waiting period, or when the annuitant attains age 50 if later.

•	If the contract value falls to zero after the waiting period, the guaranteed income benefit base will be calculated and annuitization will occur immediately, or when the annuitant attains age 50 if later.

Fixed annuity payouts under this rider will occur at the guaranteed annuity purchase rates based on the “2000 Individual Annuitant Mortality Table A” with 100% Projection Scale G and a 2.0% interest rate for contracts purchased on or after May 1, 2006 and if available in your state.(1) These are the same rates used in Table B of the contract (see “The Annuity Payout Period — Annuity Tables”). Your annuity payouts remain fixed for the lifetime of the annuity payout period.

First year variable annuity payouts are calculated in the same manner as fixed annuity payouts. Once calculated, your variable annuity payouts remain unchanged for the first year. After the first year, subsequent annuity payouts are variable and depend on the performance of the subaccounts you select. Variable annuity payouts after the first year are calculated using the following formula:

Pt−1 (1 + i) 1.05	= Pt

Pt–1	= prior annuity payout
Pt	= current annuity payout
i	= annualized subaccount performance

Each subsequent variable annuity payout could be more or less than the previous variable annuity payout if the subaccount investment performance is greater or less than the 5% assumed investment rate. If your subaccount performance equals 5%, your variable annuity payout will be unchanged from the previous variable annuity payout. If your subaccount performance is in excess of 5%, your variable annuity payout will increase from the previous variable annuity payout. If your subaccount investment performance is less than 5%, your variable annuity payout will decrease from the previous variable annuity payout.

(1)	For all other contracts, the guaranteed annuity purchase rates are based on the “1983 Individual Annuitant Mortality Table A” with 100% Projection Scale G and a 2.0% interest rate.

Terminating the Rider
Rider termination conditions are:

•	you may terminate the rider within 30 days following the first anniversary after the effective date of the rider;

•	you may terminate the rider any time after the expiration of the waiting period;

•	the rider will terminate on the date you make a full surrender from the contract, or the annuitization start date, or on the date that a death benefit is payable; and

•	the rider will terminate* 30 days following the contract anniversary after the annuitant’s 86th birthday.

•	when a beneficiary elects an alternative payment plan which is an inherited IRA, the rider will terminate.

*	The rider and annual fee terminate 30 days following the contract anniversary after the annuitant’s 86th birthday, however, if you exercise the Income Assurer Benefit rider before this time, your benefits will continue according to the annuity payout plan you have selected.

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You may select one of the Income Assurer Benefit riders described below:

Income Assurer Benefit – MAV
The guaranteed income benefit base for the Income Assurer Benefit – MAV is the greater of these three values:

1.	contract value; or

2.	the total purchase payments and any purchase payment credits made to the contract minus proportionate adjustments for partial surrenders; or

3.	the maximum anniversary value.

Maximum Anniversary Value (MAV) — is zero prior to the first contract anniversary after the effective date of the rider. On the first contract anniversary after the effective date of the rider, we set the MAV as the greater of these two values:

(a)	current contract value; or

(b)	total payments and any purchase payment credits made to the contract minus proportionate adjustments for partial surrenders.

Thereafter, we increase the MAV by any additional purchase payments and any purchase payment credits and reduce the MAV by proportionate adjustments for partial surrenders. Every contract anniversary after that prior to the earlier of your or the annuitant’s 81st birthday, we compare the MAV to the current contract value and we reset the MAV to the higher amount.

If we exercise our right to not reflect excluded payments in the calculation of the guaranteed income benefit base, we will calculate the guaranteed income benefit base as the greatest of these three values:

1.	contract value less the market value adjusted excluded payments; or

2.	total purchase payments plus any purchase payment credits, less excluded payments, less proportionate adjustments for partial surrenders; or

3.	the MAV, less market value adjusted excluded payments.

Market Value Adjusted Excluded Payments are calculated as the sum of each excluded purchase payment and any purchase payment credit multiplied by the ratio of the current contract value over the estimated contract value on the anniversary prior to such purchase payment. The estimated contract value at such anniversary is calculated by assuming that payments, any credits, and partial surrenders occurring in a contract year take place at the beginning of the year for that anniversary and every year after that to the current contract year.

Income Assurer Benefit – 5% Accumulation Benefit Base
The guaranteed income benefit base for the Income Assurer Benefit – 5% Accumulation Benefit Base is the greater of these three values:

1.	contract value; or

2.	the total purchase payments and any purchase payment credits made to the contract minus proportionate adjustments for partial surrenders; or

3.	the 5% variable account floor.

5% Variable Account Floor — is equal to the contract value in the excluded investment options plus the variable account floor. The Income Assurer Benefit 5% variable account floor is calculated differently and is not the same value as the death benefit 5% variable account floor.

The variable account floor is zero from the effective date of this rider and until the first contract anniversary after the effective date of this rider. On the first contract anniversary after the effective date of this rider the variable account floor is:

•	the total purchase payments and any purchase payment credits made to the protected investment options minus adjusted partial withdrawals and transfers from the protected investment options; plus

•	an amount equal to 5% of your initial purchase payment and any purchase payment credit allocated to the protected investment options.

On any day after the first contract anniversary following the effective date of this rider, when you allocate additional purchase payments and purchase payment credits to or withdraw or transfer amounts from the protected investment options, we adjust the variable account floor by adding the additional purchase payment and any purchase payment credit and subtracting adjusted surrenders and adjusted transfers. On each subsequent contract anniversary after the first anniversary of the effective date of this rider, prior to the earlier of your or the annuitant’s 81st birthday, we increase the variable account floor by adding the amount (“roll-up amount”) equal to 5% of the prior contract anniversary’s variable account floor.

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The amount of purchase payment and any purchase payment credits withdrawn from or transferred between the excluded investment options and the protected investment options is calculated as (a) times (b) where:

(a)	is the amount of purchase payment and any purchase payment credits in the investment options being withdrawn or transferred on the date of but prior to the current surrender or transfer; and

(b)	is the ratio of the amount of the transfer or surrender to the value in the investment options being withdrawn or transferred on the date of (but prior to) the current surrender or transfer.

The roll-up amount prior to the first anniversary is zero. Also, the roll-up amount on every anniversary after the earlier of your or the annuitant’s 81st birthday is zero.

Adjusted surrenders and adjusted transfers for the variable account floor are equal to the amount of the surrender or transfer from the protected investment options as long as the sum of the surrenders and transfers from the protected investment options in a contract year do not exceed the roll-up amount from the prior contract anniversary.

If the current surrender or transfer from the protected investment options plus the sum of all prior surrenders and transfers made from the protected investment options in the current policy year exceeds the roll-up amount from the prior contract anniversary we will calculate the adjusted surrender or adjusted transfer for the variable account floor as the result of (a) plus [(b) times (c)] where:

(a)	is the roll-up amount from the prior contract anniversary less the sum of any surrenders and transfers made from the protected investment options in the current policy year but prior to the current surrender or transfer. However, (a) can not be less than zero; and

(b)	is the variable account floor on the date of (but prior to) the current surrender or transfer from the protected investment options less the value from (a); and

(c)	is the ratio of [the amount of the current surrender (including any surrender charges or MVA) or transfer from the protected investment options less the value from (a)] to [the total in the protected investment options on the date of (but prior to) the current surrender or transfer from the protected investment options less the value from (a)].

If we exercise our right to not reflect excluded payments in the calculation of the guaranteed income benefit base, we will calculate the guaranteed income benefit base as the greatest of these three values:

1.	contract value less the market value adjusted excluded payments (described above); or

2.	total purchase payments and any purchase payment credits, less excluded payments, less proportionate adjustments for partial surrenders; or

3.	the 5% variable account floor, less 5% adjusted excluded payments.

5% Adjusted Excluded Payments are calculated as the sum of each excluded payment and any credit accumulated at 5% for the number of full contract years they have been in the contract.

Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base
The guaranteed income benefit base for the Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base is the greater of these four values:

1.	the contract value;

2.	the total purchase payments and any purchase payment credits made to the contract minus proportionate adjustments for partial surrenders;

3.	the MAV (described above); or

4.	the 5% variable account floor (described above).

If we exercise our right to not reflect excluded payments in the calculation of the guaranteed income benefit base, we will calculate the guaranteed income benefit base as the greatest of:

1.	contract value less the market value adjusted excluded payments (described above);

2.	total purchase payments and any purchase payment credits, less excluded payments, less proportionate adjustments for partial surrenders;

3.	the MAV, less market value adjusted excluded payments (described above); or

4.	the 5% Variable Account Floor, less 5% adjusted excluded payments (described above).

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EXAMPLES OF THE INCOME ASSURER BENEFIT RIDERS
The purpose of these following examples is to illustrate the operation of the Income Assurer Benefit Riders. The examples compare payouts available under the contract’s standard annuity payout provisions with annuity payouts available under the riders based on the same set of assumptions. The contract values shown are hypothetical and do not represent past or future performance. Actual contract values may be more or less than those shown and will depend on a number of factors, including but not limited to the investment experience of the subaccounts (referred to in the riders as “protected investment options”) and the fees and charges that apply to your contract.

For each of the riders, we provide two annuity payout plan comparisons based on the hypothetical contract values we have assumed. The first comparison assumes that you select annuity payout Plan B, Life Annuity with 10 Years Certain. The second comparison assumes that you select annuity payout Plan D, Joint and Last Survivor Annuity – No Refund.

Remember that the riders require you to choose a PN program model portfolio or investment option. The riders are intended to offer protection against market volatility in the subaccounts (protected investment options). Some PN program model portfolios or investment options include protected investment options and excluded investment options (RiverSource Variable Portfolio — Cash Management Fund, and if available under the contract, GPAs and/or the one-year fixed account). Excluded investment options are not included in calculating the 5% variable account floor under the Income Assurer Benefit – 5% Accumulation Benefit Base rider and the Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base riders. Because the examples which follow are based on hypothetical contract values, they do not factor in differences in PN program model portfolios or investment options.

Assumptions:

•	You purchase the contract during the 2006 calendar year with a payment of $100,000; and

•	you invest all contract value in the subaccounts (protected investment options); and

•	you make no additional purchase payments, partial surrenders or changes in PN program model portfolio or investment option; and

•	the annuitant is male and age 55 at contract issue; and

•	the joint annuitant is female and age 55 at contract issue.

Example — Income Assurer Benefit – MAV

Based on the above assumptions and taking into account fluctuations in contract value due to market conditions, we calculate the guaranteed income benefit base as:

	Assumed		Maximum	Guaranteed
Contract	Contract	Purchase	Anniversary	Income Benefit
Anniversary	Value	Payments	Value (MAV)(1)	Base – MAV(2)

1	$108,000	$100,000	$108,000	$108,000
2	125,000	none	125,000	125,000
3	132,000	none	132,000	132,000
4	150,000	none	150,000	150,000
5	85,000	none	150,000	150,000
6	121,000	none	150,000	150,000
7	139,000	none	150,000	150,000
8	153,000	none	153,000	153,000
9	140,000	none	153,000	153,000
10	174,000	none	174,000	174,000
11	141,000	none	174,000	174,000
12	148,000	none	174,000	174,000
13	208,000	none	208,000	208,000
14	198,000	none	208,000	208,000
15	203,000	none	208,000	208,000

(1)	The MAV is limited after age 81, but the guaranteed income benefit base may increase if the contract value increases.
(2)	The Guaranteed Income Benefit Base – MAV is a calculated number, not an amount that can be withdrawn. The Guaranteed Income Benefit Base – MAV does not create contract value or guarantee the performance of any investment option.

RIVERSOURCE INNOVATIONS SELECT VARIABLE ANNUITY — PROSPECTUS 157

Plan B – Life Annuity with 10 Years Certain
If you annuitize the contract within 30 days after the illustrated contract anniversary, the minimum monthly income payment under a fixed annuity option (which is the same for the first year of a variable annuity option) on Plan B – Life Annuity with 10 Years Certain would be:

	Standard Provisions			IAB – MAV Provisions

Contract		New Table(1)	Old Table(1)		New Table(1)	Old Table(1)
Anniversary	Assumed	Plan B – Life with	Plan B – Life with	IAB – MAV	Plan B – Life with	Plan B – Life with
at Exercise	Contract Value	10 Years Certain(2)	10 Years Certain(2)	Benefit Base	10 Years Certain(2)	10 Years Certain(2)

10	$174,000	$772.56	$774.30	$174,000	$772.56	$774.30
11	141,000	641.55	642.96	174,000	791.70	793.44
12	148,000	691.16	692.64	174,000	812.58	814.32
13	208,000	996.32	998.40	208,000	996.32	998.40
14	198,000	974.16	976.14	208,000	1,023.36	1,025.44
15	203,000	1,025.15	1,027.18	208,000	1,050.40	1,052.48

(1)	Effective May 1, 2006, we began calculating fixed annuity payments under this rider using the guaranteed annuity purchase rates based on the “2000 Individual Annuitant Mortality Table A” (New Table), subject to state approval. Previously, our calculations were based on the “1983 Individual Annuity Mortality Table A” (Old Table). If you purchased a contract prior to May 1, 2006, the references to Old Table apply to your contract. If you purchased a contract on or after May 1, 2006, the table used under rider depends on which state you live in. Ask your investment professional which version of the rider, if any, is available in your state.
(2)	The monthly annuity payments illustrated under the standard annuity payout provisions of the contract and for the riders are computed using the rates guaranteed in Table B of the contract. These are the minimum amounts that could be paid under the standard annuity payout provisions of the contract based on the above assumptions. Annuity payouts under the standard annuity payout provisions of the contract when based on our current annuity payout rates (which are generally higher than the rates guaranteed in Table B of the contract) may be greater than the annuity payouts under the riders, which are always based on the rates guaranteed in Table B of the contract. If the annuity payouts under the standard contract provisions are more favorable than the payouts available under the rider, you will receive the higher standard payout.

Plan D – Joint and Last Survivor Life Annuity – No Refund
If you annuitize the contract within 30 days after the illustrated contract anniversary, the minimum monthly income payment under a fixed annuity option (which is the same for the first year of a variable annuity option) on Plan D – Joint and Last Survivor Life Annuity – No Refund would be:

	Standard Provisions			IAB – MAV Provisions

Contract		New Table(1)	Old Table(1)		New Table(1)	Old Table(1)
Anniversary	Assumed	Plan D – Last	Plan D – Last	IAB – MAV	Plan D – Last	Plan D – Last
at Exercise	Contract Value	Survivor No Refund(2)	Survivor No Refund(2)	Benefit Base	Survivor No Refund(2)	Survivor No Refund(2)

10	$174,000	$629.88	$622.92	$174,000	$629.88	$622.92
11	141,000	521.70	516.06	174,000	643.80	636.84
12	148,000	559.44	553.52	174,000	657.72	650.76
13	208,000	807.04	796.64	208,000	807.04	796.64
14	198,000	786.06	778.14	208,000	825.76	817.44
15	203,000	826.21	818.09	208,000	846.56	838.24

(1)	Effective May 1, 2006, we began calculating fixed annuity payments under this rider using the guaranteed annuity purchase rates based on the “2000 Individual Annuitant Mortality Table A” (New Table), subject to state approval. Previously, our calculations were based on the “1983 Individual Annuity Mortality Table A” (Old Table). If you purchased a contract prior to May 1, 2006, the references to Old Table apply to your contract. If you purchased a contract on or after May 1, 2006, the table used under rider depends on which state you live in. Ask your investment professional which version of the rider, if any, is available in your state.
(2)	The monthly annuity payments illustrated under the standard annuity payout provisions of the contract and for the riders are computed using the rates guaranteed in Table B of the contract. These are the minimum amounts that could be paid under the standard annuity payout provisions of the contract based on the above assumptions. Annuity payouts under the standard annuity payout provisions of the contract when based on our current annuity payout rates (which are generally higher than the rates guaranteed in Table B of the contract) may be greater than the annuity payouts under the riders, which are always based on the rates guaranteed in Table B of the contract. If the annuity payouts under the standard contract provisions are more favorable than the payouts available under the rider, you will receive the higher standard payout.

NOTE: In the above examples, if you elected to begin receiving annuity payouts within 30 days after the 10th or the 13th contract anniversary, you would not benefit from the rider because the monthly annuity payout in these examples is the same as under the standard provisions of the contract. Because the examples are based on assumed contract values, not actual investment results, you should not conclude from the examples that the riders will provide higher payments more frequently than the standard provisions of the contract.

 158  RIVERSOURCE INNOVATIONS SELECT VARIABLE ANNUITY — PROSPECTUS

Example — Income Assurer Benefit – 5% Accumulation Benefit Base

Based on the above assumptions and taking into account fluctuations in contract value due to market conditions, we calculate the guaranteed income benefit base as:

				Guaranteed
				Income
	Assumed			Benefit Base –
Contract	Contract	Purchase	5% Accumulation	5% Accumulation
Anniversary	Value	Payments	Benefit Base(1)	Benefit Base(2)

1	$108,000	$100,000	$105,000	$108,000
2	125,000	none	110,250	125,000
3	132,000	none	115,763	132,000
4	150,000	none	121,551	150,000
5	85,000	none	127,628	127,628
6	121,000	none	134,010	134,010
7	139,000	none	140,710	140,710
8	153,000	none	147,746	153,000
9	140,000	none	155,133	155,133
10	174,000	none	162,889	174,000
11	141,000	none	171,034	171,034
12	148,000	none	179,586	179,586
13	208,000	none	188,565	208,000
14	198,000	none	197,993	198,000
15	203,000	none	207,893	207,893

(1)	The 5% Accumulation Benefit Base value is limited after age 81, but the guaranteed income benefit base may increase if the contract value increases.
(2)	The Guaranteed Income Benefit Base – 5% Accumulation Benefit Base is a calculated number, not an amount that can be withdrawn. The Guaranteed Income Benefit Base – 5% Accumulation Benefit Base does not create contract value or guarantee the performance of any investment option.

Plan B – Life Annuity with 10 Years Certain
If you annuitize the contract within 30 days after the illustrated contract anniversary, the minimum monthly income payment under a fixed annuity option (which is the same for the first year of a variable annuity option) on Plan B – Life Annuity with 10 Years Certain would be:

	Standard Provisions			IAB – 5% RF Provisions

Contract		New Table(1)	Old Table(1)		New Table(1)	Old Table(1)
Anniversary	Assumed	Plan B – Life with	Plan B – Life with	IAB – 5% RF	Plan B – Life with	Plan B – Life with
at Exercise	Contract Value	10 Years Certain(2)	10 Years Certain(2)	Benefit Base	10 Years Certain(2)	10 Years Certain(2)

10	$174,000	$772.56	$774.30	$174,000	$772.56	$774.30
11	141,000	641.55	642.96	171,034	778.20	779.91
12	148,000	691.16	692.64	179,586	838.66	840.46
13	208,000	996.32	998.40	208,000	996.32	998.40
14	198,000	974.16	976.14	198,000	974.16	976.14
15	203,000	1,025.15	1,027.18	207,893	1,049.86	1,051.94

(1)	Effective May 1, 2006, we began calculating fixed annuity payments under this rider using the guaranteed annuity purchase rates based on the “2000 Individual Annuitant Mortality Table A” (New Table), subject to state approval. Previously, our calculations were based on the “1983 Individual Annuity Mortality Table A” (Old Table). If you purchased a contract prior to May 1, 2006, the references to Old Table apply to your contract. If you purchased a contract on or after May 1, 2006, the table used under rider depends on which state you live in. Ask your investment professional which version of the rider, if any, is available in your state.
(2)	The monthly annuity payments illustrated under the standard annuity payout provisions of the contract and for the riders are computed using the rates guaranteed in Table B of the contract. These are the minimum amounts that could be paid under the standard annuity payout provisions of the contract based on the above assumptions. Annuity payouts under the standard annuity payout provisions of the contract when based on our current annuity payout rates (which are generally higher than the rates guaranteed in Table B of the contract) may be greater than the annuity payouts under the riders, which are always based on the rates guaranteed in Table B of the contract. If the annuity payouts under the standard contract provisions are more favorable than the payouts available under the rider, you will receive the higher standard payout.

RIVERSOURCE INNOVATIONS SELECT VARIABLE ANNUITY — PROSPECTUS 159

Plan D – Joint and Last Survivor Life Annuity – No Refund
If you annuitize the contract within 30 days after the illustrated contract anniversary, the minimum monthly income payment under a fixed annuity option (which is the same for the first year of a variable annuity option) on Plan D – Joint and Last Survivor Life Annuity – No Refund would be:

	Standard Provisions			IAB – 5% RF Provisions

Contract		New Table(1)	Old Table(1)		New Table(1)	Old Table(1)
Anniversary	Assumed	Plan D – Last	Plan D – Last	IAB – 5% RF	Plan D – Last	Plan D – Last
at Exercise	Contract Value	Survivor No Refund(2)	Survivor No Refund(2)	Benefit Base	Survivor No Refund(2)	Survivor No Refund(2)

10	$174,000	$629.88	$622.92	$174,000	$629.88	$622.92
11	141,000	521.70	516.06	171,034	632.83	625.98
12	148,000	559.44	553.52	179,586	678.83	671.65
13	208,000	807.04	796.64	208,000	807.04	796.64
14	198,000	786.06	778.14	198,000	786.06	778.14
15	203,000	826.21	818.09	207,893	846.12	837.81

(1)	Effective May 1, 2006, we began calculating fixed annuity payments under this rider using the guaranteed annuity purchase rates based on the “2000 Individual Annuitant Mortality Table A” (New Table), subject to state approval. Previously, our calculations were based on the “1983 Individual Annuity Mortality Table A” (Old Table). If you purchased a contract prior to May 1, 2006, the references to Old Table apply to your contract. If you purchased a contract on or after May 1, 2006, the table used under rider depends on which state you live in. Ask your investment professional which version of the rider, if any, is available in your state.
(2)	The monthly annuity payments illustrated under the standard annuity payout provisions of the contract and for the riders are computed using the rates guaranteed in Table B of the contract. These are the minimum amounts that could be paid under the standard annuity payout provisions of the contract based on the above assumptions. Annuity payouts under the standard annuity payout provisions of the contract when based on our current annuity payout rates (which are generally higher than the rates guaranteed in Table B of the contract) may be greater than the annuity payouts under the riders, which are always based on the rates guaranteed in Table B of the contract. If the annuity payouts under the standard contract provisions are more favorable than the payouts available under the rider, you will receive the higher standard payout.

NOTE: In the above examples, if you elected to begin receiving annuity payouts within 30 days after the 10th, 13th or the 14th contract anniversary, you would not benefit from the rider because the monthly annuity payout in these examples is the same as under the standard provisions of the contract. Because the examples are based on assumed contract values, not actual investment results, you should not conclude from the examples that the riders will provide higher payments more frequently than the standard provisions of the contract.

Example — Income Assurer Benefit® – Greater of MAV or 5% Accumulation Benefit Base

Based on the above assumptions and taking into account fluctuations in contract value due to market conditions, we calculate the guaranteed income benefit base as:

					Guaranteed
					Income
					Benefit Base –
					Greater of
	Assumed		Maximum		MAV or 5%
Contract	Contract	Purchase	Anniversary	5% Accumulation	Accumulation
Anniversary	Value	Payments	Value(1)	Benefit Base(1)	Benefit Base(2)

1	$108,000	$100,000	$108,000	$105,000	$108,000
2	125,000	none	125,000	110,250	125,000
3	132,000	none	132,000	115,763	132,000
4	150,000	none	150,000	121,551	150,000
5	85,000	none	150,000	127,628	150,000
6	121,000	none	150,000	134,010	150,000
7	139,000	none	150,000	140,710	150,000
8	153,000	none	153,000	147,746	153,000
9	140,000	none	153,000	155,133	155,133
10	174,000	none	174,000	162,889	174,000
11	141,000	none	174,000	171,034	174,000
12	148,000	none	174,000	179,586	179,586
13	208,000	none	208,000	188,565	208,000
14	198,000	none	208,000	197,993	208,000
15	203,000	none	208,000	207,893	208,000

(1)	The MAV and 5% Accumulation Benefit Base are limited after age 81, but the guaranteed income benefit base may increase if the contract value increases.
(2)	The Guaranteed Income Benefit Base – Greater of MAV or 5% Accumulation Benefit Base is a calculated number, not an amount that can be withdrawn. The Guaranteed Income Benefit Base – Greater of MAV or 5% Accumulation Benefit Base does not create contract value or guarantee the performance of any investment option.

 160  RIVERSOURCE INNOVATIONS SELECT VARIABLE ANNUITY — PROSPECTUS

Plan B – Life Annuity with 10 Years Certain
If you annuitize the contract within 30 days after the illustrated contract anniversary, the minimum monthly income payment under a fixed annuity option (which is the same for the first year of a variable annuity option) on Plan B – Life Annuity with 10 Years Certain would be:

	Standard Provisions			IAB – Max Provisions

Contract		New Table(1)	Old Table(1)		New Table(1)	Old Table(1)
Anniversary	Assumed	Plan B – Life with	Plan B – Life with	IAB – Max	Plan B – Life with	Plan B – Life with
at Exercise	Contract Value	10 Years Certain(2)	10 Years Certain(2)	Benefit Base	10 Years Certain(2)	10 Years Certain(2)

10	$174,000	$772.56	$774.30	$174,000	$772.56	$774.30
11	141,000	641.55	642.96	174,000	791.70	793.44
12	148,000	691.16	692.64	179,586	838.66	840.46
13	208,000	996.32	998.40	208,000	996.32	998.40
14	198,000	974.16	976.14	208,000	1,023.36	1,025.44
15	203,000	1,025.15	1,027.18	208,000	1,050.40	1,052.48

(1)	Effective May 1, 2006, we began calculating fixed annuity payments under this rider using the guaranteed annuity purchase rates based on the “2000 Individual Annuitant Mortality Table A” (New Table), subject to state approval. Previously, our calculations were based on the “1983 Individual Annuity Mortality Table A” (Old Table). If you purchased a contract prior to May 1, 2006, the references to Old Table apply to your contract. If you purchased a contract on or after May 1, 2006, the table used under rider depends on which state you live in. Ask your investment professional which version of the rider, if any, is available in your state.
(2)	The monthly annuity payments illustrated under the standard annuity payout provisions of the contract and for the riders are computed using the rates guaranteed in Table B of the contract. These are the minimum amounts that could be paid under the standard annuity payout provisions of the contract based on the above assumptions. Annuity payouts under the standard annuity payout provisions of the contract when based on our current annuity payout rates (which are generally higher than the rates guaranteed in Table B of the contract) may be greater than the annuity payouts under the riders, which are always based on the rates guaranteed in Table B of the contract. If the annuity payouts under the standard contract provisions are more favorable than the payouts available under the rider, you will receive the higher standard payout.

Plan D – Joint and Last Survivor Life Annuity – No Refund

If you annuitize the contract within 30 days after the illustrated contract anniversary, the minimum monthly income payment under a fixed annuity option (which is the same for the first year of a variable annuity option) on Plan D – Joint and Last Survivor Life Annuity – No Refund would be:

	Standard Provisions			IAB — Max Provisions

Contract		New Table(1)	Old Table(1)		New Table(1)	Old Table(1)
Anniversary	Assumed	Plan D – Last	Plan D – Last	IAB – Max	Plan D – Last	Plan D – Last
at Exercise	Contract Value	Survivor No Refund(2)	Survivor No Refund(2)	Benefit Base	Survivor No Refund(2)	Survivor No Refund(2)

10	$174,000	$629.88	$622.92	$174,000	$629.88	$622.92
11	141,000	521.70	516.06	174,000	643.80	636.84
12	148,000	559.44	553.52	179,586	678.83	671.65
13	208,000	807.04	796.64	208,000	807.04	796.64
14	198,000	786.06	778.14	208,000	825.76	817.44
15	203,000	826.21	818.09	208,000	846.56	838.24

(1)	Effective May 1, 2006, we began calculating fixed annuity payments under this rider using the guaranteed annuity purchase rates based on the “2000 Individual Annuitant Mortality Table A” (New Table), subject to state approval. Previously, our calculations were based on the “1983 Individual Annuity Mortality Table A” (Old Table). If you purchased a contract prior to May 1, 2006, the references to Old Table apply to your contract. If you purchased a contract on or after May 1, 2006, the table used under rider depends on which state you live in. Ask your investment professional which version of the rider, if any, is available in your state.
(2)	The monthly annuity payments illustrated under the standard annuity payout provisions of the contract and for the riders are computed using the rates guaranteed in Table B of the contract. These are the minimum amounts that could be paid under the standard annuity payout provisions of the contract based on the above assumptions. Annuity payouts under the standard annuity payout provisions of the contract when based on our current annuity payout rates (which are generally higher than the rates guaranteed in Table B of the contract) may be greater than the annuity payouts under the riders, which are always based on the rates guaranteed in Table B of the contract. If the annuity payouts under the standard contract provisions are more favorable than the payouts available under the rider, you will receive the higher standard payout.

NOTE: In the above examples, if you elected to begin receiving annuity payouts within 30 days after the 10th or the 13th contract anniversary, you would not benefit from the rider because the monthly annuity payout in these examples is the same as under the standard provisions of the contract. Because the examples are based on assumed contract values, not actual investment results, you should not conclude from the examples that the riders will provide higher payments more frequently than the standard provisions of the contract.

RIVERSOURCE INNOVATIONS SELECT VARIABLE ANNUITY — PROSPECTUS 161

Appendix M: Example — Accumulation Protector Benefit Rider

Example — Accumulation Protector Benefit Rider
The following example shows how the Accumulation Protector Benefit rider works based on hypothetical values. It is not intended to depict investment performance of the contract.

The example assumes:

•	You purchase the contract (with the Accumulation Protector Benefit rider) with a payment of $100,000. No purchase payment credit applies.

•	You make no additional purchase payments.

•	You do not exercise the elective step-up option.

					Hypothetical
	Partial Surrender	MCAV			Assumed
End of	(beginning of	Adjustment for		Accumulation	Contract
Contract Year	year)	Partial Surrender	MCAV	Benefit Amount	Value

1	$0	$0	$100,000	$0	$112,000
2	0	0	102,400	0	128,000
3	0	0	108,000	0	135,000
4	0	0	108,000	0	125,000
5	0	0	108,000	0	110,000
6	2,000	1,964	106,036	0	122,000
7	0	0	112,000	0	140,000
8	0	0	112,000	0	121,000
9	5,000	4,628	107,372	0	98,000
10	0	0	107,372	22,372	85,000

 162  RIVERSOURCE INNOVATIONS SELECT VARIABLE ANNUITY — PROSPECTUS

Appendix N: SecureSource Rider Disclosure

SECURESOURCE RIDERS
There are two optional SecureSource riders available under your contract:

•	SecureSource – Single Life; or

•	SecureSource – Joint Life.

The information in this section applies to both SecureSource riders, unless otherwise noted.

The SecureSource – Single Life rider covers one person. The SecureSource – Joint Life Rider covers two spouses jointly who are named at contract issue. You may elect only the SecureSource – Single Life rider or the SecureSource – Joint Life rider, not both, and you may not switch riders later. You must elect the rider when you purchase your contract. The rider effective date will be the contract issue date.

The SecureSource rider is an optional benefit that you may select for an additional annual charge if:

•	your contract application was signed on or after May 1, 2007; and

•	Single Life: you and the annuitant are 80 or younger on the date the contract is issued; or

•	Joint Life: you and your spouse are 80 or younger on the date the contract is issued.

The SecureSource rider is not available under an inherited qualified annuity.

The SecureSource rider guarantees (unless the rider is terminated. See “Rider Termination” heading below.) that regardless of the investment performance of your contract you will be able to withdraw up to a certain amount each year from the contract before the annuity payouts begin until:

•	Single Life: you have recovered at minimum all of your purchase payments or, if later, until death (see “At Death” heading below) — even if the contract value is zero.

•	Joint Life: you have recovered at minimum all of your purchase payments or, if later, until the death of the last surviving covered spouse (see “Joint Life only: Covered Spouses” and “At Death” headings below), even if the contract value is zero.

For the purpose of this rider, the term “withdrawal” is equal to the term “surrender” in the contract or any riders. Withdrawals will adjust contract values and benefits in the same manner as surrenders.

The SecureSource rider may be appropriate for you if you intend to make periodic withdrawals from your annuity contract and wish to ensure that market performance will not adversely affect your ability to withdraw your principal over time.

Under the terms of the SecureSource rider, the calculation of the amount which can be withdrawn in each contract year varies depending on several factors, including but not limited to the waiting period (see “Waiting period” heading below) and whether or not the lifetime withdrawal benefit has become effective:

(1)	The basic withdrawal benefit gives you the right to take limited withdrawals in each contract year and guarantees that over time the withdrawals will total an amount equal to, at minimum, your purchase payments (unless the rider is terminated. See “Rider Termination” heading below). Key terms associated with the basic withdrawal benefit are “Guaranteed Benefit Payment (GBP)”, “Remaining Benefit Payment (RBP)”, “Guaranteed Benefit Amount (GBA)” and “Remaining Benefit Amount (RBA).” See these headings below for more information.

(2)	The lifetime withdrawal benefit gives you the right, under certain limited circumstances defined in the rider, to take limited withdrawals until the later of:

•	Single Life: death (see “At Death” heading below) or until the RBA (under the basic withdrawal benefit) is reduced to zero (unless the rider is terminated. See “Rider Termination” heading below);

•	Joint Life: death of the last surviving covered spouse (see “At Death” heading below) or until the RBA (under the basic withdrawal benefit) is reduced to zero (unless the rider is terminated. See “Rider Termination” heading below).

Key terms associated with the lifetime withdrawal benefit are “Annual Lifetime Payment (ALP)”, “Remaining Annual Lifetime Payment (RALP)”, “Single Life only: Covered Person”, “Joint Life only: Covered Spouses” and “Annual Lifetime Payment Attained Age (ALPAA).” See these headings below for more information.

Only the basic withdrawal benefit will be in effect prior to the date that the lifetime withdrawal benefit becomes effective. The lifetime withdrawal benefit becomes effective automatically on the rider anniversary date after the:

•	Single Life: covered person reaches age 65, or the rider effective date if the covered person is age 65 or older on the rider effective date (see “Annual Lifetime Payment Attained Age (ALPAA)” heading below);

•	Joint Life: younger covered spouse reaches age 65, or the rider effective date if the younger covered spouse is age 65 or older on the rider effective date (see “Annual Lifetime Payment Attained Age (ALPAA)” and “Annual Lifetime Payments (ALP)” headings below).

RIVERSOURCE INNOVATIONS SELECT VARIABLE ANNUITY — PROSPECTUS 163

Provided annuity payouts have not begun, the SecureSource rider guarantees that you may take the following withdrawal amounts each contract year:

•	Before the establishment of the ALP, the rider guarantees that each year you have the option to cumulatively withdraw an amount equal to the value of the RBP at the beginning of the contract year;

•	After the establishment of the ALP, the rider guarantees that each year you have the option to cumulatively withdraw an amount equal to the value of the RALP or the RBP at the beginning of the contract year, but the rider does not guarantee withdrawal of the sum of both the RALP and the RBP in a contract year.

If you withdraw less than the allowed withdrawal amount in a contract year, the unused portion cannot be carried over to the next contract year. As long as your withdrawals in each contract year do not exceed the annual withdrawal amount allowed under the rider:

•	Single Life: and there has not been a contract ownership change or spousal continuation of the contract, the guaranteed amounts available for withdrawal will not decrease;

•	Joint Life: the guaranteed amounts available for withdrawal will not decrease.

If you withdraw more than the allowed withdrawal amount in a contract year, we call this an “excess withdrawal” under the rider. Excess withdrawals trigger an adjustment of a benefit’s guaranteed amount, which may cause it to be reduced (see “GBA Excess Withdrawal Processing,” “RBA Excess Withdrawal Processing,” and “ALP Excess Withdrawal Processing” headings below).

Please note that basic withdrawal benefit and lifetime withdrawal benefit each has its own definition of the allowed annual withdrawal amount. Therefore a withdrawal may be considered an excess withdrawal for purposes of the lifetime withdrawal benefit only, the basic withdrawal benefit only, or both.

If your withdrawals exceed the greater of the RBP or the RALP, surrender charges under the terms of the contract may apply (see “Charges — Surrender Charges”). The amount we actually deduct from your contract value will be the amount you request plus any applicable surrender charge. Market value adjustments, if applicable, will also be made (see “Guarantee Period Accounts (GPAs) — Market Value Adjustment”). We pay you the amount you request. Any withdrawals you take under the contract will reduce the value of the death benefits (see “Benefits in Case of Death”). Upon full withdrawal of the contract, you will receive the remaining contract value less any applicable charges (see “Making the Most of Your Contract — Surrenders”).

The rider’s guaranteed amounts can be increased at the specified intervals if your contract value has increased. An annual step up feature is available at each contract anniversary, subject to certain conditions, and may be applied automatically to your contract or may require you to elect the step up (see “Annual Step Up” heading below). If you exercise the annual step up election, the spousal continuation step up election (see “Spousal Continuation Step Up” heading below) or change your Portfolio Navigator model portfolio, the rider charge may change (see “Charges”).

If you take withdrawals during the waiting period, any prior steps ups applied will be reversed and step ups will not be available until the end of the waiting period. You may take withdrawals after the waiting period without reversal of prior step ups.

You should consider whether a SecureSource rider is appropriate for you because:

•	Lifetime Withdrawal Benefit Limitations: The lifetime withdrawal benefit is subject to certain limitations, including but not limited to:

(a)	Single Life: Once the contract value equals zero, payments are made for as long as the oldest owner or annuitant is living (see “If Contract Value Reduces to Zero” heading below). However, if the contract value is greater than zero, the lifetime withdrawal benefit terminates at the first death of any owner or annuitant except as otherwise provided below (see “At Death” heading below). Therefore, if there are multiple contract owners or the annuitant is not an owner, the rider may terminate or the lifetime withdrawal benefit may be reduced. This possibility may present itself when:

(i)	There are multiple contract owners — when one of the contract owners dies the benefit terminates even though other contract owners are still living (except if the contract is continued under the spousal continuation provision of the contact); or

(ii)	The owner and the annuitant are not the same persons — if the annuitant dies before the owner, the benefit terminates even though the owner is still living. This could happen, for example, when the owner is younger than the annuitant. This risk increases as the age difference between owner and annuitant increases.

Joint Life: Once the contract value equals zero, payments are made for as long as either covered spouse is living (see “If Contract Value Reduces to Zero” heading below). However, if the contract value is greater than zero, the lifetime withdrawal benefit terminates at the death of the last surviving covered spouse (see “At Death” heading below).

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(b)	Excess withdrawals can reduce the ALP to zero even though the GBA, RBA, GBP and/or RBP values are greater than zero. If the both the ALP and the contract value are zero, the lifetime withdrawal benefit will terminate.

(c)	When the lifetime withdrawal benefit is first established, the initial ALP is based on

(i)	Single Life: the basic withdrawal benefit’s RBA at that time (see “Annual Lifetime Payment (ALP)” heading below), unless there has been a spousal continuation or ownership change; or

(ii)	Joint Life: the basic withdrawal benefit’s RBA at that time (see “Annual Lifetime Payment (ALP)” heading below).

Any withdrawal you take before the ALP is established reduces the RBA and therefore may result in a lower amount of lifetime withdrawals you are allowed to take.

(d)	Withdrawals can reduce both the contract value and the RBA to zero prior to the establishment of the ALP. If this happens, the contract and the rider will terminate.

•	Use of Portfolio Navigator Program Required: You must be invested in one of the available PN program investment options of the PN program. This requirement limits your choice of investments. This means you will not be able to allocate contract value to all of the subaccounts, GPAs or the one-year fixed account that are available under the contract to contract owners who do not elect the rider. (See “Making the Most of Your Contract — Portfolio Navigator Program.”) You may allocate purchase payments to the DCA fixed account, when available, and we will make monthly transfers into the investment option you have chosen. You may make two elective investment option changes per contract year; we reserve the right to limit elective investment option changes if required to comply with the written instructions of a fund (see “Market Timing”).

You can allocate your contract value to any available investment option during the following times: (1) prior to your first withdrawal and (2) following a benefit reset as described below but prior to any subsequent withdrawal. During these accumulation phases, you may request to change your investment option to any available investment option.

Immediately following a withdrawal your contract value will be reallocated to the target investment option as shown in your contract if your current investment option is more aggressive than the target investment option. If you are in a static model portfolio, this reallocation will be made to the applicable fund of funds investment option. This automatic reallocation is not included in the total number of allowed model changes per contract year and will not cause your rider fee to increase.

The target investment option is currently the Moderate investment option. We reserve the right to change the target investment option to an investment option that is more aggressive than the current target investment option after 30 days written notice.

After you have taken a withdrawal and prior to any benefit reset as described below, you are in a withdrawal phase. During withdrawal phases you may request to change your investment option to the target investment option or any investment option that is more conservative than the target investment option without a benefit reset as described below. If you are in a withdrawal phase and you choose to allocate your contract value to an investment option that is more aggressive than the target investment option, your rider benefit will be reset as follows:

(a)	the total GBA will be reset to the lesser of its current value or the contract value; and

(b)	the total RBA will be reset to the lesser of its current value or the contract value; and

(c)	the ALP, if established, will be reset to the lesser of its current value or 6% of the contract value; and

(d)	the GBP will be recalculated as described below, based on the reset GBA and RBA; and

(e)	the RBP will be recalculated as the reset GBP less all prior withdrawals made during the current contract year, but not be less than zero; and

(f)	the RALP will be recalculated as the reset ALP less all prior withdrawals made during the current contract year, but not be less than zero.

You may request to change your investment option by written request on an authorized form or by another method agreed to by us.

•	Limitations on Purchase of Other Riders under your Contract: You may elect only the SecureSource – Single Life rider or the SecureSource – Joint Life rider. If you elect the SecureSource rider, you may not elect the Accumulation Protector Benefit rider.

•	Non-Cancelable: Once elected, the SecureSource rider may not be cancelled (except as provided under “Rider Termination” heading below) and the fee will continue to be deducted until the contract or rider is terminated or the contract value reduces to zero (described below). Dissolution of marriage does not terminate the SecureSource – Joint Life rider and will not reduce the fee we charge for this rider. The benefit under the SecureSource – Joint Life rider continues for the covered spouse who is the owner of the contract (or annuitant in the case of nonnatural ownership). The rider will terminate at the

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death of the contract owner (or annuitant in the case of nonnatural ownership) because the original spouse will be unable to elect the spousal continuation provision of the contract (see “Joint Life only: Covered Spouses” below).

•	Joint Life: Limitations on Contract Owners, Annuitants and Beneficiaries: Since the joint life benefit will terminate unless the surviving covered spouse continues the contract under the spousal continuation provision of the contract upon the owner’s death, only ownership arrangements that permit such continuation are allowed at rider issue. In general, the covered spouses should be joint owners, or one covered spouse should be the owner and the other covered spouse should be named as the sole primary beneficiary. For non-natural ownership arrangements that allow for spousal continuation one covered spouse should be the annuitant and the other covered spouse should be the sole primary beneficiary. For revocable trust ownerships, the grantor of the trust must be the annuitant and the beneficiary must either be the annuitant’s spouse or a trust that names the annuitant’s spouse as the sole primary beneficiary. You are responsible for establishing ownership arrangements that will allow for spousal continuation.

If you select the SecureSource – Joint Life rider, please consider carefully whether or not you wish to change the beneficiary of your annuity contract. The rider will terminate if the surviving covered spouse can not utilize the spousal continuation provision of the contract when the death benefit is payable.

•	Limitations on Purchase Payments: We reserve the right to limit the cumulative amount of purchase payments, subject to state restrictions. For current purchase payment restrictions, please see “Buying Your Contract — Purchase Payments”.

•	Interaction with Total Free Amount (FA) contract provision: The FA is the amount you are allowed to withdraw from the contract in each contract year without incurring a surrender charge (see “Charges — Surrender Charge”). The FA may be greater than the RBP or RALP under this rider. Any amount you withdraw under the contract’s FA provision that exceeds the RBP or RALP is subject to the excess withdrawal processing described below for the GBA, RBA and ALP.

You should consult your tax advisor before you select this optional rider if you have any questions about the use of the rider in your tax situation because:

•	Tax Considerations for Nonqualified Annuities: Under current federal income tax law, withdrawals under nonqualified annuities, including withdrawals taken from the contract under the terms of the rider, are treated less favorably than amounts received as annuity payments under the contract (see “Taxes — Nonqualified Annuities”). Withdrawals are taxable income to the extent of earnings. Withdrawals of earnings before age 59 1/2 may also incur a 10% IRS early withdrawal penalty. You should consult your tax advisor before you select this optional rider if you have any questions about the use of the rider in your tax situation.

•	Tax Considerations for Qualified Annuities: Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract (see “Taxes — Qualified Annuities — Required Minimum Distributions”). If you have a qualified annuity, you may need to take an RMD that exceeds the specified amount of withdrawal available under the rider. Withdrawals in any contract year that exceed the guaranteed amount available for withdrawal may reduce future benefits guaranteed under the rider. While the rider permits certain excess withdrawals to be made for the purpose of satisfying RMD requirements for your contract alone without reducing future benefits guaranteed under the rider, there can be no guarantee that changes in the federal income tax law after the effective date of the rider will not require a larger RMD to be taken, in which case, future guaranteed withdrawals under the rider could be reduced. See Appendix E for additional information.

•	Treatment of Civil Unions and Domestic Partners: The Federal Defense of Marriage Act (“DOMA”) does not recognize same-sex marriages or civil unions, even if permitted under applicable state law. As a result, a beneficiary of a deceased owner who was treated as married to the owner under state law and for purposes of this rider, but whose marriage is not recognized under DOMA, will be required to take distributions from the contract in the manner applicable to non-spouse beneficiaries. In some circumstances, these required distributions could substantially reduce or eliminate the value of the rider. See “Taxes — Other — Spousal status.”

•	Limitations on TSAs: Your right to take withdrawals is restricted if your contract is a TSA (see “TSA — Special Provisions”).

Key terms and provisions of the SecureSource rider are described below:
Withdrawal: The amount by which your contract value is reduced as a result of any withdrawal request. It may differ from the amount of your request due to any surrender charge and any market value adjustment.

Waiting period: Any period of time starting on the rider effective date during which the annual step up is not available if you take withdrawals. Currently, there is no waiting period. For contracts purchased prior to June 1, 2008, the waiting period is three years.

Guaranteed Benefit Amount (GBA): The total cumulative withdrawals guaranteed by the rider under the basic withdrawal benefit. The maximum GBA is $5,000,000. The GBA cannot be withdrawn and is not payable as a death benefit. It is an

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interim value used to calculate the amount available for withdrawals each year under the basic withdrawal benefit (see “Guaranteed Benefit Payment” below). At any time, the total GBA is the sum of the individual GBAs associated with each purchase payment.

The GBA is determined at the following times, calculated as described:

•	At contract issue — the GBA is equal to the initial purchase payment.

•	When you make additional purchase payments — each additional purchase payment has its own GBA equal to the amount of the purchase payment.

•	At step up — (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

•	When an individual RBA is reduced to zero — the GBA that is associated with that RBA will also be set to zero.

•	When you make a withdrawal during the waiting period and after a step up — Any prior annual step ups will be reversed. Step up reversal means that the GBA associated with each purchase payment will be reset to the amount of that purchase payment. The step up reversal will only happen once during the waiting period, when the first withdrawal is made.

•	When you make a withdrawal at any time and the amount withdrawn is:

(a)	less than or equal to the total RBP — the GBA remains unchanged. If there have been multiple purchase payments, both the total GBA and each payment’s GBA remain unchanged.

(b)	is greater than the total RBP — GBA excess withdrawal processing will be applied to the GBA. If the withdrawal is made during the waiting period, the excess withdrawal processing is applied AFTER any previously applied annual step ups have been reversed.

GBA EXCESS WITHDRAWAL PROCESSING
The total GBA will automatically be reset to the lesser of (a) the total GBA immediately prior to the withdrawal; or (b) the contract value immediately following the withdrawal. If there have been multiple purchase payments, each payment’s GBA after the withdrawal will be reset to equal that payment’s RBA after the withdrawal plus (a) times (b), where:

(a)	is the ratio of the total GBA after the withdrawal less the total RBA after the withdrawal to the total GBA before the withdrawal less the total RBA after the withdrawal; and

(b)	is each payment’s GBA before the withdrawal less that payment’s RBA after the withdrawal.

Remaining Benefit Amount (RBA): Each withdrawal you make reduces the amount that is guaranteed by the rider as future withdrawals. At any point in time, the RBA equals the amount of GBA that remains available for withdrawals for the remainder of the contract’s life, and total RBA is the sum of the individual RBAs associated with each purchase payment. The maximum RBA is $5,000,000.

The RBA is determined at the following times, calculated as described:

•	At contract issue — the RBA is equal to the initial purchase payment plus any purchase payment credit.

•	When you make additional purchase payments — each additional purchase payment has its own RBA initially set equal to that payment’s GBA (the amount of the purchase payment plus any purchase payment credit).

•	At step up — (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

•	When you make a withdrawal during the waiting period and after a step up — Any prior annual step ups will be reversed. Step up reversal means that the RBA associated with each purchase payment will be reset to the amount of that purchase payment plus any purchase payment credit. The step up reversal will only happen once during the waiting period, when the first withdrawal is made.

•	When you make a withdrawal at any time and the amount withdrawn is:

(a)	less than or equal to the total RBP — the total RBA is reduced by the amount of the withdrawal. If there have been multiple purchase payments, each payment’s RBA is reduced in proportion to its RBP.

(b)	is greater than the total RBP — RBA excess withdrawal processing will be applied to the RBA. If the withdrawal is made during the waiting period, the excess withdrawal processing is applied AFTER any previously applied annual step ups have been reversed.

RBA EXCESS WITHDRAWAL PROCESSING
The total RBA will automatically be reset to the lesser of (a) the contract value immediately following the withdrawal, or (b) the total RBA immediately prior to the withdrawal, less the amount of the withdrawal.

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If there have been multiple purchase payments, both the total RBA and each payment’s RBA will be reset. The total RBA will be reset according to the excess withdrawal processing described above. Each payment’s RBA will be reset in the following manner:

1.	The withdrawal amount up to the total RBP is taken out of each RBA bucket in proportion to its individual RBP at the time of the withdrawal; and

2.	The withdrawal amount above the total RBP and any amount determined by the excess withdrawal processing are taken out of each RBA bucket in proportion to its RBA at the time of the withdrawal.

Guaranteed Benefit Payment (GBP): At any time, the amount available for withdrawal in each contract year after the waiting period, until the RBA is reduced to zero, under the basic withdrawal benefit. At any point in time, each purchase payment has its own GBP, which is equal to the lesser of that payment’s RBA or 7% of that payment’s GBA, and the total GBP is the sum of the individual GBPs.

During the waiting period, the guaranteed annual withdrawal amount may be less than the GBP due to the limitations the waiting period imposes on your ability to utilize both annual step-ups and withdrawals (see “Waiting Period” heading above). The guaranteed annual withdrawal amount during the waiting period is equal to the value of the RBP at the beginning of the contract year.

The GBP is determined at the following times, calculated as described:

•	At contract issue — the GBP is established as 7% of the GBA value.

•	At each contract anniversary — each payment’s GBP is reset to the lesser of that payment’s RBA or 7% of that payment’s GBA value.

•	When you make additional purchase payments — each additional purchase payment has its own GBP equal to 7% of the purchase payment amount plus any purchase payment credit.

•	At step up — (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

•	When an individual RBA is reduced to zero — the GBP associated with that RBA will also be reset to zero.

•	When you make a withdrawal during the waiting period and after a step up — Any prior annual step ups will be reversed. Step up reversal means that the GBA and the RBA associated with each purchase payment will be reset to the amount of that purchase payment plus any purchase payment credit. Each payment’s GBP will be reset to 7% of that purchase payment plus any purchase payment credit. The step up reversal will only happen once during the waiting period, when the first withdrawal is made.

•	When you make a withdrawal at any time and the amount withdrawn is:

(a)	less than or equal to the total RBP — the GBP remains unchanged.

(b)	is greater than the total RBP — each payment’s GBP is reset to the lesser of that payment’s RBA or 7% of that payment’s GBA value, based on the RBA and GBA after the withdrawal. If the withdrawal is made during the waiting period, the excess withdrawal processing is applied AFTER any previously applied annual step ups have been reversed.

Remaining Benefit Payment (RBP): The amount available for withdrawal for the remainder of the contract year under the basic withdrawal benefit. At any point in time, the total RBP is the sum of the RBPs for each purchase payment. During the waiting period, when the guaranteed amount may be less than the GBP, the value of the RBP at the beginning of the contract year will be that amount that is actually guaranteed each contract year.

The RBP is determined at the following times, calculated as described:

•	At the beginning of each contract year during the waiting period and prior to any withdrawal — the RBP for each purchase payment is set equal to that purchase payment plus any purchase payment credit multiplied by 7%.

•	At the beginning of any other contract year — the RBP for each purchase payment is set equal to that purchase payment’s GBP.

•	When you make additional purchase payments — each additional purchase payment has its own RBP equal to that payment’s GBP.

•	At step up — (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

•	At spousal continuation — (see “Spousal Option to Continue the Contract” heading below).

•	When an individual RBA is reduced to zero — the RBP associated with that RBA will also be reset to zero.

•	When you make any withdrawal — the total RBP is reset to equal the total RBP immediately prior to the withdrawal less the amount of the withdrawal, but not less than zero. If there have been multiple purchase payments, each payment’s RBP is reduced proportionately. If you withdraw an amount greater than the RBP, GBA excess withdrawal processing and RBA excess withdrawal processing are applied and the amount available for future withdrawals for the remainder of the

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contract’s life may be reduced by more than the amount of withdrawal. When determining if a withdrawal will result in the excess withdrawal processing, the applicable RBP will not yet reflect the amount of the current withdrawal.

Single Life only: Covered Person: The person whose life is used to determine when the ALP is established, and the duration of the ALP payments (see “Annual Lifetime Payment (ALP)” heading below). The covered person is the oldest contract owner or annuitant. If the owner is a nonnatural person, i.e., a trust or corporation, the covered person is the oldest annuitant. A spousal continuation or a change of contract ownership may reduce the amount of the lifetime withdrawal benefit and may change the covered person.

Joint Life only: Covered Spouses: The contract owner and his or her legally married spouse as defined under federal law, as named on the application for as long as the marriage is valid and in effect. If the contract owner is a nonnatural person (e.g., a trust), the covered spouses are the annuitant and the legally married spouse of the annuitant. The covered spouses lives are used to determine when the ALP is established, and the duration of the ALP payments (see “Annual Lifetime Payment (ALP)” heading below). The covered spouses are established on the rider effective date and cannot be changed.

Annual Lifetime Payment Attained Age (ALPAA):

•	Single Life: The covered person’s age after which time the lifetime benefit can be established. Currently, the lifetime benefit can be established on the later of the contract effective date or the contract anniversary date on/following the date the covered person reaches age 65.

•	Joint Life: The age of the younger covered spouse at which time the lifetime benefit is established.

Annual Lifetime Payment (ALP): Once established, the ALP under the lifetime withdrawal benefit is at any time the amount available for withdrawals in each contract year after the waiting period until the later of:

•	Single Life: death; or

•	Joint Life: death of the last surviving covered spouse; or

•	the RBA is reduced to zero.

The maximum ALP is $300,000. Prior to establishment of the ALP, the lifetime withdrawal benefit is not in effect and the ALP is zero.

During the waiting period, the guaranteed annual lifetime withdrawal amount may be less than the ALP due to the limitations the waiting period imposes on your ability to utilize both annual step-ups and withdrawals (see “Waiting Period” heading above). The guaranteed annual lifetime withdrawal amount during the waiting period is equal to the value of the RALP at the beginning of the contract year.

The ALP is determined at the following times:

•	Single Life: The later of the contract effective date or the contract anniversary date on/following the date the covered person reaches age 65 — the ALP is established as 6% of the total RBA.

•	Joint Life: The ALP is established as 6% of the total RBA on the earliest of the following dates:

(a)	the rider effective date if the younger covered spouse has already reached age 65.

(b)	the rider anniversary on/following the date the younger covered spouse reaches age 65.

(c)	upon the first death of a covered spouse, then

(1)	the date we receive written request when the death benefit is not payable and the surviving covered spouse has already reached age 65; or

(2)	the date spousal continuation is effective when the death benefit is payable and the surviving covered spouse has already reached age 65; or

(3)	the rider anniversary on/following the date the surviving covered spouse reaches age 65.

(d)	Following dissolution of marriage of the covered spouses,

(1)	the date we receive written request if the remaining covered spouse who is the owner (or annuitant in the case of nonnatural ownership) has already reached age 65; or

(2)	the rider anniversary on/following the date the remaining covered spouse who is the owner (or annuitant in the case of nonnatural ownership) reaches age 65.

•	When you make additional purchase payments — each additional purchase payment increases the ALP by 6% of the amount of the purchase payment.

•	At step ups — (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

•	Single Life: At spousal continuation or contract ownership change — (see “Spousal Option to Continue the Contract” and “Contract Ownership Change” headings below).

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•	When you make a withdrawal during the waiting period and after a step up — Any prior annual step ups will be reversed. Step up reversal means that the ALP will be reset to equal total purchase payments multiplied by 6%. The step up reversal will only happen once during the waiting period, when the first withdrawal is made.

•	When you make a withdrawal at any time and the amount withdrawn is:

(a)	less than or equal to the RALP — the ALP remains unchanged.

(b)	is greater than the RALP — ALP excess withdrawal processing will be applied to the ALP. If the withdrawal is made during the waiting period, the excess withdrawal processing is applied AFTER any previously applied annual step ups have been reversed.

20% Rider Credit (for contracts with applications signed on or after June 1, 2008)
If you do not make a withdrawal during the first three rider years, then a 20% rider credit may increase your ALP. This credit is 20% of purchase payments received in the first 180 days that the rider is in effect and is used to establish the enhanced lifetime base. The enhanced lifetime base is an amount that may be used to increase the ALP. The 20% rider credit does not increase the basic withdrawal benefit or the contract value. Because step ups may increase your ALP, they may reduce or eliminate any benefit of the 20% rider credit.

Enhanced Lifetime Base (for contracts with applications signed on or after June 1, 2008)
The enhanced lifetime base will be established initially on the third rider anniversary. If you do not make a withdrawal during the first three rider years, then the enhanced lifetime base will be the sum of all purchase payments received during the first three rider years and the 20% rider credit. If you make a withdrawal during the first three rider years, then the 20% rider credit does not apply and the enhanced lifetime base will be established as zero and will always be zero.

The maximum enhanced lifetime base at any time is $5,000,000.

If the enhanced lifetime base is greater than zero, then it will:

•	increase by the amount of any purchase payments received on or after the third rider anniversary.

•	be reduced by any withdrawal in the same proportion as the withdrawal reduces the RBA and, if the withdrawal exceeds the RBP, it will then be set to the lesser of this reduced value and the contract value immediately following the withdrawal.

•	be set to the lesser of its current value and the contract value, if you choose an asset allocation model that is more aggressive than the target model while you are in the withdrawal phase.

If any of the following events occur, then the enhanced lifetime base will be established as or reset to zero and will always be zero:

•	The total RBA is reduced to zero.

•	You selected the Single Life rider, and there is a change in the covered person, including changes due to spousal continuations and ownership changes.

The enhanced lifetime base is an amount that may be used to increase the ALP and cannot be withdrawn or annuitized.

Increase in ALP because of the Enhanced Lifetime Base (for contracts with applications signed on or after June 1, 2008)
As of the later of the third rider anniversary and the date the initial ALP is established, the ALP will be increased to equal the enhanced lifetime base multiplied by 6%, if this amount is greater than the current ALP. Thereafter, the enhanced lifetime base will always be zero.

ALP EXCESS WITHDRAWAL PROCESSING
The ALP is reset to the lesser of the ALP immediately prior to the withdrawal, or 6% of the contract value immediately following the withdrawal.

Remaining Annual Lifetime Payment (RALP): The amount available for withdrawal for the remainder of the contract year under the lifetime withdrawal benefit. During the waiting period, when the guaranteed annual withdrawal amount may be less than the ALP, the value of the RALP at the beginning of the contract year will be the amount that is actually guaranteed each contract year. Prior to establishment of the ALP, the lifetime withdrawal benefit is not in effect and the RALP is zero.

The RALP is determined at the following times:

•	The RALP is established at the same time as the ALP, and:

(a)	During the waiting period and prior to any withdrawals — the RALP is established equal to 6% of purchase payments.

(b)	At any other time — the RALP is established equal to the ALP less all prior withdrawals made in the contract year but not less than zero.

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•	At the beginning of each contract year during the waiting period and prior to any withdrawals — the RALP is set equal to the total purchase payments, multiplied by 6%.

•	At the beginning of any other contract year — the RALP is set equal to ALP.

•	When you make additional purchase payments — each additional purchase payment increases the RALP by 6% of the purchase payment amount.

•	At step ups — (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

•	When you make any withdrawal — the RALP equals the RALP immediately prior to the withdrawal less the amount of the withdrawal but not less than zero. If you withdraw an amount greater than the RALP, ALP excess withdrawal processing is applied and may reduce the amount available for future withdrawals. When determining if a withdrawal will result in excess withdrawal processing, the applicable RALP will not yet reflect the amount of the current withdrawal.

Required Minimum Distributions (RMD): If you are taking RMDs from your contract and your RMD calculated separately for your contract is greater than the RBP or the RALP on the most recent contract anniversary, the portion of your RMD that exceeds the RBP or RALP on the most recent rider anniversary will not be subject to excess withdrawal processing provided that the following conditions are met:

•	The RMD is for your contract alone;

•	The RMD is based on your recalculated life expectancy taken from the Uniform Lifetime Table under the Code; and

•	The RMD amount is otherwise based on the requirements of section 401(a)(9), related Code provisions and regulations thereunder that were in effect on the effective date of the rider.

RMD rules follow the calendar year which most likely does not coincide with your contract year and therefore may limit when you can take your RMD and not be subject to excess withdrawal processing.

Withdrawal amounts greater than the RBP or RALP on the contract anniversary date that do not meet these conditions will result in excess withdrawal processing as described above. See Appendix F for additional information.

Step Up Date: The date any step up becomes effective, and depends on the type of step up being applied (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

Annual Step Up: Beginning with the first contract anniversary, an increase of the GBA, RBA, GBP, RBP, ALP and/or RALP values may be available. A step up does not create contract value, guarantee the performance of any investment option, or provide a benefit that can be withdrawn or paid upon death. Rather, a step up determines the current values of the GBA, RBA, GBP, RBP, ALP and RALP, and may extend the payment period or increase the allowable payment.

The annual step up may be available as described below, subject to the following rules:

•	The annual step up is effective on the step up date.

•	Only one step up is allowed each contract year.

•	If you take any withdrawals during the waiting period, any previously applied step ups will be reversed and the Annual step up will not be available until the end of the waiting period.

•	On any rider anniversary where the RBA or, if established, the ALP would increase and the application of the step up would not increase the rider charge, the annual step up will be automatically applied to your contract, and the step up date is the contract anniversary date.

•	If the application of the step up would increase the rider charge, the annual step up is not automatically applied. Instead, you have the option to step up for 30 days after the contract anniversary as long as either the contract value is greater than the total RBA or 6% of the contract value is greater than the ALP, if established, on the step-up date. If you exercise the elective annual step up option, you will pay the rider charge in effect on the step up date. If you wish to exercise the elective annual step up option, we must receive a request from you or your investment professional. The step up date is the date we receive your request to step up. If your request is received after the close of business, the step up date will be the next valuation day.

•	The ALP and RALP are not eligible for step ups until they are established. Prior to being established, the ALP and RALP values are both zero.

•	Please note it is possible for the ALP to step up even if the RBA or GBA do not step up, and it is also possible for the RBA and GBA to step up even if the ALP does not step up.

The annual step up resets the GBA, RBA, GBP, RBP, ALP and RALP values as follows:

•	The total RBA will be reset to the greater of the total RBA immediately prior to the step up date or the contract value on the step up date.

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•	The total GBA will be reset to the greater of the total GBA immediately prior to the step up date or the contract value on the step up date.

•	The total GBP will be reset using the calculation as described above based on the increased GBA and RBA.

•	The total RBP will be reset as follows:

(a)	During the waiting period and prior to any withdrawals, the RBP will not be affected by the step up.

(b)	At any other time, the RBP will be reset to the increased GBP less all prior withdrawals made in the current contract year, but not less than zero.

•	The ALP will be reset to the greater of the ALP immediately prior to the step up date or 6% of the contract value on the step up date.

•	The RALP will be reset as follows:

(a)	During the waiting period and prior to any withdrawals, the RALP will not be affected by the step up.

(b)	At any other time, the RALP will be reset to the increased ALP less all prior withdrawals made in the current contract year, but not less than zero.

Spousal Option to Continue the Contract upon Owner’s Death (Spousal Continuation):
Single Life: If a surviving spouse elects to continue the contract and continues the contract as the new owner under the spousal continuation provision of the contract, the SecureSource – Single Life rider also continues. When the spouse elects to continue the contract, any remaining waiting period is cancelled and any waiting period limitations on withdrawals and step-ups terminate; if the covered person changes due to spousal continuation the GBA, RBA, GBP, RBP, ALP and RALP values are affected as follows:

•	The GBA, RBA and GBP values remain unchanged.

•	The RBP is automatically reset to the GBP less all prior withdrawals made in the current contract year, but not less than zero.

•	If the ALP has not yet been established and the new covered person has not yet reached age 65 as of the date of continuation — the ALP will be established on the contract anniversary following the date the covered person reaches age 65 as the lesser of the RBA or the contract anniversary value, multiplied by 6%. The RALP will be established on the same date equal to the ALP.

•	If the ALP has not yet been established but the new covered person is age 65 or older as of the date of continuation — the ALP will be established on the date of continuation as the lesser of the RBA or the contract value, multiplied by 6%. The RALP will be established on the same date in an amount equal to the ALP less all prior withdrawals made in the current contract year, but not less than zero.

•	If the ALP has been established but the new covered person has not yet reached age 65 as of the date of continuation — the ALP and RALP will be automatically reset to zero for the period of time beginning with the date of continuation and ending with the contract anniversary following the date the covered person reaches age 65. At the end of this time period, the ALP will be reset to the lesser of the RBA or the anniversary contract value, multiplied by 6%, and the RALP will be reset to the ALP.

•	If the ALP has been established and the new covered person is age 65 or older as of the date of continuation — the ALP will be automatically reset to the lesser of the current ALP or 6% of the contract value on the date of continuation. The RALP will be reset to the ALP less all prior withdrawals made in the current contract year, but not less than zero.

Please note that the lifetime withdrawal benefit amount may be reduced as a result of the spousal continuation.

Joint Life: If a surviving spouse is a covered spouse and elects the spousal continuation provision of the contract as the new owner, the SecureSource – Joint Life rider also continues. When the spouse elects to continue the contract, any remaining waiting period is cancelled and any waiting period limitations on withdrawals and step-ups terminate. The surviving covered spouse can name a new beneficiary, however, a new covered spouse cannot be added to the rider.

Spousal Continuation Step Up: At the time of spousal continuation, a step-up may be available. All annual step-up rules (see “Annual Step-Up” heading above), other than those that apply to the waiting period, also apply to the spousal continuation step-up. If the spousal continuation step-up is processed automatically, the step-up date is the valuation date spousal continuation is effective. If not, the spouse must elect the step up and must do so within 30 days of the spousal continuation date. If the spouse elects the spousal continuation step up, the step-up date is the valuation date we receive the spouse’s written request to step-up if we receive the request by the close of business on that day, otherwise the next valuation date.

Rules for Withdrawal Provision of Your Contract: Minimum account values following a withdrawal no longer apply to your contract. For withdrawals, the withdrawal will be made from the variable subaccounts, guarantee period accounts (where

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available), the one-year fixed account (if applicable) and the DCA fixed account in the same proportion as your interest in each bears to the contract value. You cannot specify from which accounts the withdrawal is to be made.

If Contract Value Reduces to Zero: If the contract value reduces to zero and the total RBA remains greater than zero, you will be paid in the following scenarios:

1)	The ALP has not yet been established and the contract value is reduced to zero as a result of fees or charges or a withdrawal that is less than or equal to the RBP. In this scenario, you can choose to:

(a)	receive the remaining schedule of GBPs until the RBA equals zero; or

(b)	Single Life: wait until the rider anniversary following the date the covered person reaches age 65, and then receive the ALP annually until the latter of (i) the death of the covered person, or (ii) the RBA is reduced to zero; or

(c)	Joint Life: wait until the rider anniversary following the date the younger covered spouse reaches age 65, and then receive the ALP annually until the latter of (i) the death of the last surviving covered spouse, or (ii) the RBA is reduced to zero.

We will notify you of this option. If no election is made, the ALP will be paid.

2)	The ALP has been established and the contract value reduces to zero as a result of fees or charges, or a withdrawal that is less than or equal to both the RBP and the RALP. In this scenario, you can choose to receive:

(a)	the remaining schedule of GBPs until the RBA equals zero; or

(b)	Single Life: the ALP annually until the latter of (i) the death of the covered person, or (ii) the RBA is reduced to zero; or

(c)	Joint Life: the ALP annually until the latter of (i) the death of the last surviving covered spouse, or (ii) the RBA is reduced to zero.

We will notify you of this option. If no election is made, the ALP will be paid.

3)	The ALP has been established and the contract value falls to zero as a result of a withdrawal that is greater than the RALP but less than or equal to the RBP. In this scenario, the remaining schedule of GBPs will be paid until the RBA equals zero.

4)	The ALP has been established and the contract value falls to zero as a result of a withdrawal that is greater than the RBP but less than or equal to the RALP. In this scenario, the ALP will be paid annually until the death of the:

•	Single Life: covered person;

•	Joint Life: last surviving covered spouse.

Under any of these scenarios:

•	The annualized amounts will be paid to you in the frequency you elect. You may elect a frequency offered by us at the time payments begin. Available payment frequencies will be no less frequent than annually;

•	We will no longer accept additional purchase payments;

•	You will no longer be charged for the rider;

•	Any attached death benefit riders will terminate; and

•	Single Life: The death benefit becomes the remaining payments, if any, until the RBA is reduced to zero.

•	Joint Life: If the owner had been receiving the ALP, upon the first death the ALP will continue to be paid annually until the later of: 1) the death of the last surviving covered spouse or 2) the RBA is reduced to zero. In all other situations the death benefit becomes the remaining payments, if any, until the RBA is reduced to zero.

The SecureSource rider and the contract will terminate under either of the following two scenarios:

•	If the contract value falls to zero as a result of a withdrawal that is greater than both the RALP and the RBP. This is full withdrawal of the contract value.

•	If the contract value falls to zero as a result of a withdrawal that is greater than the RALP but less than or equal to the RBP, and the total RBA is reduced to zero.

At Death:
Single Life: If the contract value is greater than zero when the death benefit becomes payable, the beneficiary may: 1) elect to take the death benefit under the terms of the contract, 2) take the fixed payout option available under this rider, or 3) continue the contract under the spousal continuation provision of the contract above.

If the contract value equals zero and the death benefit becomes payable, the following will occur:

•	If the RBA is greater than zero and the owner has been receiving the GBP each year, the GBP will continue to be paid to the beneficiary until the RBA equals zero.

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•	If the covered person dies and the RBA is greater than zero and the owner has been receiving the ALP each year, the ALP will continue to be paid to the beneficiary until the RBA equals zero.

•	If the covered person is still alive and the RBA is greater than zero and the owner has been receiving the ALP each year, the ALP will continue to be paid to the beneficiary until the later of the death of the covered person or the RBA equals zero.

•	If the covered person is still alive and the RBA equals zero and the owner has been receiving the ALP each year, the ALP will continue to be paid to the beneficiary until the death of the covered person.

•	If the covered person dies and the RBA equals zero, the benefit terminates. No further payments will be made.

Joint Life: If the death benefit becomes payable at the death of a covered spouse, the surviving covered spouse must utilize the spousal continuation provision of the contract and continue the contract as the new owner to continue the joint benefit. If spousal continuation is not available under the terms of the contract, the rider terminates. The lifetime benefit of this rider ends at the death of the last surviving covered spouse.

If the contract value is greater than zero when the death benefit becomes payable, the beneficiary may: 1) elect to take the death benefit under the terms of the contract, 2) take the fixed payout option available under this rider, or 3) continue the contract under the spousal continuation provision of the contract above.

If the contract value equals zero at the first death of a covered spouse, the ALP will continue to be paid annually until the later of: 1) the death of the last surviving covered spouse or 2) the RBA is reduced to zero.

If the contract value equals zero at the death of the last surviving covered spouse, the following will occur:

•	If the RBA is greater than zero and the owner has been receiving the GBP each year, the GBP will continue to be paid to the beneficiary until the RBA equals zero.

•	If the RBA is greater than zero and the owner has been receiving the ALP each year, the ALP will continue to be paid to the beneficiary until the RBA equals zero.

•	If the RBA equals zero, the benefit terminates. No further payments will be made.

Contract Ownership Change:
Single Life: If the contract changes ownership (see “Changing Ownership”), the GBA, RBA, GBP, RBP values will remain unchanged and the ALP and RALP will be reset as follows. Our current administrative practice is to only reset the ALP and RALP if the covered person changes due to the ownership change.

•	If the ALP has not yet been established and the new covered person has not yet reached age 65 as of the ownership change date — the ALP and the RALP will be established on the contract anniversary following the date the covered person reaches age 65. The ALP will be set equal to the lesser of the RBA or the anniversary contract value, multiplied by 6%. If the anniversary date occurs during the waiting period and prior to a withdrawal, the RALP will be set equal to the lesser of the ALP or total purchase payments plus any purchase payment credits multiplied by 6%. If the anniversary date occurs at any other time, the RALP will be set equal to the ALP.

•	If the ALP has not yet been established but the new covered person is age 65 or older as of the ownership change date — the ALP and the RALP will be established on the ownership change date. The ALP will be set equal to the lesser of the RBA or the contract value, multiplied by 6%. If the ownership change date occurs during the waiting period and prior to a withdrawal, the RALP will be set to the lesser of the ALP or total purchase payments plus any purchase payment credits multiplied by 6%. If the ownership change date occurs at any other time, the RALP will be set to the ALP less all prior withdrawals made in the current contract year but not less than zero.

•	If the ALP has been established but the new covered person has not yet reached age 65 as of the ownership change date — the ALP and the RALP will be reset to zero for the period of time beginning with the ownership change date and ending with the contract anniversary following the date the covered person reaches age 65. At the end of this time period, the ALP will be reset to the lesser of the RBA or the anniversary contract value, multiplied by 6%. If the time period ends during the waiting period and prior to any withdrawals, the RALP will be reset to the lesser of the ALP or total purchase payments plus any purchase payment credits multiplied by 6%. If the time period ends at any other time, the RALP will be reset to the ALP.

•	If the ALP has been established and the new covered person is age 65 or older as of the ownership change date — the ALP and the RALP will be reset on the ownership change date. The ALP will be reset to the lesser of the current ALP or 6% of the contract value. If the ownership change date occurs during the waiting period and prior to a withdrawal, the RALP will be reset to the lesser of the ALP or total purchase payments plus any purchase payment credits multiplied by 6%. If the ownership change date occurs at any other time, the RALP will be reset to the ALP less all prior withdrawals made in the current contract year but not less than zero.

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Please note that the lifetime withdrawal benefit amount may be reduced as a result of the ownership change.

Joint Life: Ownership changes are only allowed between the covered spouses or their revocable trust(s). No other ownership changes are allowed as long as the rider is in force.

Guaranteed Withdrawal Benefit Annuity Option: Several annuity payout plans are available under the contract. As an alternative to these annuity payout plans, a fixed annuity payout option is available under the SecureSource rider.

Under this option the amount payable each year will be equal to the remaining schedule of GBPs, but the total amount paid over the life of the annuity will not exceed the current total RBA at the time you begin this fixed annuity payout option. These annualized amounts will be paid in the frequency that you elect. The frequencies will be among those offered by us at that time but will be no less frequent than annually. If, at the death of the owner, total payouts have been made for less than the RBA, the remaining payouts will be paid to the beneficiary (see “The Annuity Payout Period” and “Taxes”).

This option may not be available if the contract is issued to qualify under section 403 or 408 of the Code, as amended. For such contracts, this option will be available only if the guaranteed payment period is less than the life expectancy of the owner at the time the option becomes effective. Such life expectancy will be computed using a life expectancy table published by the IRS.

This annuity payout option may also be elected by the beneficiary of a contract as a settlement option. Whenever multiple beneficiaries are designated under the contract, each such beneficiary’s share of the proceeds if they elect this option will be in proportion to their applicable designated beneficiary percentage. Beneficiaries of nonqualified contracts may elect this settlement option subject to the distribution requirements of the contract. We reserve the right to adjust the remaining schedule of GBPs if necessary to comply with the Code.

RIDER TERMINATION
The SecureSource rider cannot be terminated either by you or us except as follows:

1.	Single Life: After the death benefit is payable the rider will terminate if your spouse does not use the spousal continuation provision of the contract to continue the contract.

2.	Joint Life: After the death benefit is payable the rider will terminate if:

(a) any one other than a covered spouse continues the contract, or

(b) a covered spouse does not use the spousal continuation provision of the contract to continue the contract.

3.	Annuity payouts under an annuity payout plan will terminate the rider.

4.	Termination of the contract for any reason will terminate the rider.

5.	When a beneficiary elects an alternative payment plan which is an inherited IRA, the rider will terminate.

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Appendix O: SecureSource 20 Rider Disclosure

SECURESOURCE 20 RIDERS
This is an optional benefit that you can add to your contract for an additional charge. The benefit is intended to provide to you, after the waiting period, a specified withdrawal amount annually for life, even if your contract value is zero, subject to the terms and provisions described in this section. This benefit offers a credit feature to help in low or poor performing markets and a step up feature to lock in contract anniversary values. The SecureSource 20 rider may be appropriate for you if you intend to make periodic withdrawals from your annuity contract and wish to ensure that market performance will not adversely affect your ability to withdraw your principal over time. This benefit is intended for assets you plan to hold and let accumulate for at least three years. If you take any withdrawals during the 3-year waiting period, your benefits will be set to zero until the end of the waiting period when they will be re-established based on your contract value at that time and you will not receive 20% credit offered under this rider.

There are two optional SecureSource 20 riders available under your contract:

•	SecureSource 20 — Single Life; or

•	SecureSource 20 — Joint Life.

The information in this section applies to both Secure Source 20 riders, unless otherwise noted.

For the purpose of this rider, the term “withdrawal” is equal to the term “surrender” in the contract or any riders. Withdrawals will adjust contract values and benefits in the same manner as surrenders.

The SecureSource 20 — Single Life rider covers one person. The SecureSource 20 — Joint Life Rider covers two spouses jointly who are named at contract issue. You may elect only the SecureSource 20 — Single Life rider or the SecureSource 20 — Joint Life rider, not both, and you may not switch riders later. You must elect the rider when you purchase your contract. The rider effective date will be the contract issue date.

The SecureSource 20 rider is an optional benefit that you may select, if approved in your state, for an additional annual charge if:

•	your contract application is signed on or after Aug. 10, 2009, but prior to Nov. 30, 2009; and

•	Single Life: you and the annuitant are 80 or younger on the date the contract is issued; or

•	Joint Life: you and your spouse are 80 or younger on the date the contract is issued.

The SecureSource 20 riders are not available under an inherited qualified annuity.

The SecureSource 20 rider guarantees that after the waiting period, regardless of the investment performance of your contract, you will be able to withdraw up to a certain amount each year from the contract before the annuity payouts begin until:

•	Single Life: until death (see “At Death” heading below) or until the depletion of the basic benefit.

•	Joint Life: until the death of the last surviving covered spouse (see “Joint Life only: Covered Spouses” and “At Death” headings below) or until the depletion of the basic benefit.

KEY TERMS
The key terms associated with the SecureSource 20 rider are:

Annual Lifetime Payment (ALP): the lifetime benefit amount available each contract year after the waiting period and until your death (Joint Life: the death of both covered spouses). After the waiting period, the annual withdrawal amount guaranteed by the rider can vary each contract year. The maximum ALP is $300,000.

Annual Lifetime Payment Attained Age (ALPAA): the age at which the lifetime benefit is established.

Enhanced Lifetime Base (ELB): used in the calculation of the ALP on the later of the ELB date or the establishment of the ALP. The ELB cannot be withdrawn or annuitized and is not payable as a death benefit.

Guaranteed Benefit Amount (GBA): the total cumulative withdrawals guaranteed by the rider under the basic benefit. The maximum GBA is $5,000,000. The GBA cannot be withdrawn or annuitized and is not payable as a death benefit. It is an interim value used to calculate the amount available for withdrawals each year after the waiting period under the basic benefit (see “Guaranteed Benefit Payment” below). At any time, the total GBA is the sum of the individual GBAs associated with each purchase payment.

Guaranteed Benefit Payment (GBP): the basic benefit amount available each contract year after the waiting period until the RBA is reduced to zero. After the waiting period the annual withdrawal amount guaranteed by the rider can vary each contract year.

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Remaining Annual Lifetime Payment (RALP): as you make withdrawals during a contract year, the remaining amount that the rider guarantees will be available for withdrawal that year is reduced. The RALP is the lifetime benefit amount that can be withdrawn during the remainder of the current contract year.

Remaining Benefit Amount (RBA): each withdrawal you make reduces the amount that is guaranteed by the rider for future withdrawals. At any point in time, the RBA equals the amount of GBA that remains available for withdrawals for the remainder of the contract’s life, and total RBA is the sum of the individual RBAs associated with each purchase payment. The maximum RBA is $5,000,000.

Remaining Benefit Payment (RBP): as you make withdrawals during a contract year, the remaining amount that the rider guarantees will be available for withdrawal that year is reduced. The RBP is the basic benefit amount that can be withdrawn during the remainder of the current contract year.

Waiting period: The period of time before you can take a withdrawal without affecting benefits under the rider. The waiting period starts on the rider effective date and ends on the day prior to the third rider anniversary.

Withdrawal Adjustment Base (WAB): one of the components used to determine the GBP Percentage and ALP Percentage. The WAB cannot be withdrawn or annuitized and is not payable as a death benefit.

Withdrawal: The amount by which your contract value is reduced as a result of any withdrawal request. It may differ from the amount of your request due to any surrender charge and any market value adjustment.

DESCRIPTION OF THE SECURESOURCE 20 RIDER
Before the lifetime benefit is established, the annual withdrawal amount guaranteed by the riders after the waiting period is the basic benefit amount. After the lifetime benefit is established and after the waiting period, the riders guarantee that you have the option each contract year to cumulatively withdraw an amount up to the lifetime benefit amount or the basic benefit amount, but the riders do not guarantee withdrawal of both in a contract year.

The lifetime withdrawal benefit is established automatically:

•	Single Life: on the rider anniversary date after the covered person reaches age 65, or on the rider effective date if the covered person is age 65 or older on the rider effective date (see “Annual Lifetime Payment Attained Age (ALPAA)” heading below);

•	Joint Life: on the rider anniversary date after the younger covered spouse reaches age 65, or on the rider effective date if the younger covered spouse is age 65 or older on the rider effective date (see “Annual Lifetime Payment Attained Age (ALPAA)” and “Annual Lifetime Payments (ALP)” headings below).

The basic benefit amount and the lifetime benefit amount can vary based on the relationship of your contract value to the Withdrawal Adjustment Base (WAB). When the first withdrawal is taken each contract year after the waiting period, the percentages used to determine the benefit amounts are set and fixed for the remainder of that year.

If you withdraw less than the allowed withdrawal amount in a contract year, the unused portion cannot be carried over to the next year.

If you withdraw more than the allowed withdrawal amount in a contract year, we call this an “excess withdrawal” under the rider. Excess withdrawals trigger an adjustment of a benefit’s guaranteed amount, which may cause it to be reduced (see “GBA Excess Withdrawal Processing,” “RBA Excess Withdrawal Processing,” and “ALP Excess Withdrawal Processing” headings below).

Please note that basic benefit and lifetime benefit each has its own definition of the allowed annual withdrawal amount. Therefore a withdrawal may be considered an excess withdrawal for purposes of the lifetime benefit only, the basic benefit only, or both.

At any time after the waiting period, as long as your withdrawal does not exceed the greater of the basic benefit amount or the lifetime benefit amount, if established, you will not be assessed a surrender charge or any market value adjustment. If your withdrawals exceed the greater of the RBP or the RALP, surrender charges under the terms of the contract may apply (see “Charges — Surrender Charges”). The amount we actually deduct from your contract value will be the amount you request plus any applicable surrender charge. Market value adjustments, if applicable, will also be made (see “Guarantee Period Accounts (GPAs) — Market Value Adjustment”). We pay you the amount you request. Any withdrawals you take under the contract will reduce the value of the death benefits (see “Benefits in Case of Death”). Upon full withdrawal, you will receive the remaining contract value less any applicable charges (see “Making the Most of Your Contract — Withdrawals”).

Subject to conditions and limitations, an annual step-up can increase the basic benefit amount and the lifetime benefit amount, if your contract value has increased on a rider anniversary.

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Subject to conditions and limitations, if no withdrawals are taken prior to the third rider anniversary, the 20% rider credit may increase the lifetime benefit (if already established) or the Enhanced Lifetime Base (ELB) may increase the lifetime benefit (when established).

The values associated with the basic benefit are GBA, RBA, GBP and RBP. The values associated with the lifetime benefit are ALP, RALP and ELB. ALP and GBP are similar in that they are the annual withdrawal amount for each benefit after the waiting period. RALP and RBP are similar in that they are the remaining amount that can be withdrawn during the current contract year for each benefit.

IMPORTANT SECURESOURCE 20 RIDER CONSIDERATIONS
You should consider whether a SecureSource 20 rider is appropriate for you taking into account the following considerations:

•	Lifetime Benefit Limitations: The lifetime benefit is subject to certain limitations, including but not limited to:

(a)	Single Life: Once the contract value equals zero, payments are made for as long as the covered person is living (see “If Contract Value Reduces to Zero” heading below). However, if the contract value is greater than zero, the lifetime benefit terminates at the first death of any owner or annuitant even if the covered person is still living (see “At Death” heading below). Therefore, the rider will terminate when a death benefit becomes payable. This possibility may present itself when:

(i)	There are multiple contract owners — when one of the contract owners dies the lifetime benefit terminates even though other contract owners are still living; or

(ii)	The owner and the annuitant are not the same persons — if the annuitant dies before the owner, the lifetime benefit terminates even though the owner is still living.

Joint Life: Once the contract value equals zero, payments are made for as long as either covered spouse is living (see “If Contract Value Reduces to Zero” heading below). However, if the contract value is greater than zero, the lifetime benefit terminates at the death of the last surviving covered spouse (see “At Death” heading below).

(b)	Excess withdrawals can reduce the ALP to zero even though the GBA, RBA, GBP and/or RBP values are greater than zero. If both the ALP and the contract value are zero, the lifetime benefit will terminate.

(c)	If the lifetime benefit is first established prior to the third rider anniversary, the initial ALP is based on the basic benefit’s RBA at that time (see “Annual Lifetime Payment (ALP)” heading below). If the lifetime benefit is first established on/after the third rider anniversary, the initial ALP is based on the greater of the basic benefit’s RBA and the ELB at that time. Any withdrawal you take before the ALP is established reduces the RBA and ELB and therefore may result in a lower amount of lifetime withdrawals you are allowed to take.

(d)	Withdrawals can reduce both the contract value and the RBA to zero prior to the establishment of the ALP. If this happens, the contract and the rider will terminate.

•	Withdrawals: Please consider carefully when you start taking withdrawals from this rider. If you take any withdrawals during the 3-year waiting period, your benefits will be set to zero until the end of the waiting period when they will be re-established based on your contract value at that time and you will not receive 20% credit offered under this rider. Any withdrawal request within the 3-year waiting period must be submitted in writing. Also, after the waiting period if you withdraw more than the allowed withdrawal amount in a contract year (“excess withdrawal”), the guaranteed amounts under the rider may be reduced.

•	Use of Portfolio Navigator Program Required: You must be invested in one of the available PN program investment options of the PN program. This requirement limits your choice of subaccounts, one-year fixed account and GPAs (if available) to the PN program investment options (if applicable) you have selected. This means you will not be able to allocate contract value to all of the subaccounts, GPAs or the one-year fixed account that are available under the contract to contract owners who do not elect the rider. (See “Making the Most of Your Contract — Portfolio Navigator Program.”) You may allocate purchase payments to the DCA fixed account, when available, and we will make monthly transfers into the investment option you have chosen. You may make two elective investment option changes per contract year; we reserve the right to limit elective investment option changes if required to comply with the written instructions of a fund (see “Market Timing”).

You can allocate your contract value to any available investment options during the following times: (1) prior to your first withdrawal and (2) following a benefit reset due to an investment option change as described below but prior to any subsequent withdrawal. During these accumulation phases, you may request to change your investment option to any available investment option.

Immediately following a withdrawal your contract value will be reallocated to the target investment option as shown in your contract if your current investment option is more aggressive than the target investment option. If you are in a static model

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portfolio, this reallocation will be made to the applicable fund of funds investment option. This automatic reallocation is not included in the total number of allowed investment option changes per contract year. The target investment option classification is currently the Moderate investment option. We reserve the right to change the target investment option to an investment option that is more aggressive than the current target investment option after 30 days written notice.

After you have taken a withdrawal and prior to any benefit reset as described below, you are in a withdrawal phase. During withdrawal phases you may request to change your investment option to the target investment option or any investment option that is more conservative than the target investment option without a benefit reset as described below. If you are in a withdrawal phase and you choose to allocate your contract value to an investment option that is more aggressive than the target investment option, you will be in the accumulation phase again. If this is done after the waiting period, your rider benefit will be reset as follows:

(a)	the total GBA will be reset to the contract value, if your contract value is less; and

(b)	the total RBA will be reset to the contract value, if your contract value is less; and

(c)	the ALP, if established, will be reset to your current ALP Percentage (either 6% or 5% as described under “GBP Percentage and ALP Percentage” heading below) times the contract value, if this amount is less than the current ALP; and

(d)	the GBP will be recalculated as described below, based on the reset GBA and RBA; and

(e)	the RBP will be recalculated as the reset GBP less all prior withdrawals taken during the current contract year, but not less than zero; and

(f)	the RALP will be recalculated as the reset ALP less all prior withdrawals taken during the current contract year, but not less than zero; and

(g)	the WAB will be reset as follows:

•	if the ALP has not been established, the WAB will be equal to the reset GBA.

if the ALP has been established, the WAB will be equal to the reset ALP, divided by the current ALP Percentage; and

(h)	the ELB, if greater than zero, will be reset to the contract value, if your contract value is less.

You may request to change your investment option by written request on an authorized form or by another method agreed to by us.

•	Non-Cancelable: Once elected, the SecureSource 20 rider may not be cancelled (except as provided under “Rider Termination” heading below) and the fee will continue to be deducted until the contract or rider is terminated or the contract value reduces to zero (described below).

Dissolution of marriage does not terminate the SecureSource 20 – Joint Life rider and will not reduce the fee we charge for this rider. The benefit under the SecureSource 20 – Joint Life rider continues for the covered spouse who is the owner of the contract (or annuitant in the case of nonnatural ownership). The rider will terminate at the death of the contract owner (or annuitant in the case of nonnatural ownership) because the original covered spouse will be unable to elect the spousal continuation provision of the contract (see “Joint Life only: Covered Spouses” below).

•	Joint Life: Limitations on Contract Owners, Annuitants and Beneficiaries: Since the joint life benefit will terminate unless the surviving covered spouse continues the contract under the spousal option to continue the contract upon the owner’s death provision, only ownership arrangements that permit such continuation are allowed at rider issue. In general, the covered spouses should be joint owners, or one covered spouse should be the owner and the other covered spouse should be named as the sole primary beneficiary. The annuitant must also be an owner. For non-natural ownership arrangements that allow for spousal continuation one covered spouse should be the annuitant and the other covered spouse should be the sole primary beneficiary. For revocable trust ownerships, the grantor of the trust must be the annuitant and the beneficiary must either be the annuitant’s spouse or a trust that names the annuitant’s spouse as the sole primary beneficiary. You are responsible for establishing ownership arrangements that will allow for spousal continuation.

If you select the SecureSource 20 – Joint Life rider, please consider carefully whether or not you wish to change the beneficiary of your annuity contract. The rider will terminate if the surviving covered spouse can not utilize the spousal continuation provision of the contract when the death benefit is payable.

•	Limitations on Purchase Payments: We reserve the right to limit the cumulative amount of purchase payments, subject to state restrictions. For current purchase payment restrictions, please see “Buying Your Contract — Purchase Payments”.

•	Interaction with Total Free Amount (FA) contract provision: The FA is the amount you are allowed to withdraw from the contract in each contract year without incurring a surrender charge (see “Charges — Surrender Charge”). The FA may be greater than the RBP or RALP under this rider. Any amount you withdraw under the contract’s FA provision that exceeds

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the RBP or RALP is subject to the excess withdrawal processing described below for the GBA, RBA and ALP. Also, any amount you withdraw during the waiting period will set all benefits under the rider to zero until the end of the waiting period when they will be reestablished based on the contract value at that time.

You should consult your tax advisor before you select this optional rider if you have any questions about the use of the rider in your tax situation because:

•	Tax Considerations for Nonqualified Annuities: Under current federal income tax law, withdrawals under nonqualified annuities, including withdrawals taken from the contract under the terms of the rider, are treated less favorably than amounts received as annuity payments under the contract (see “Taxes — Nonqualified Annuities”). Withdrawals are taxable income to the extent of earnings. Withdrawals of earnings before age 59 1/2 may also incur a 10% IRS early withdrawal penalty. You should consult your tax advisor before you select this optional rider if you have any questions about the use of the rider in your tax situation.

•	Tax Considerations for Qualified Annuities: Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract (see “Taxes — Qualified Annuities — Required Minimum Distributions”). If you have a qualified annuity, you may need to take an RMD during the waiting period and such withdrawals will set all benefits under the rider to zero until the end of the waiting period when they will be reestablished based on the contract value at that time. While the rider permits certain excess withdrawals to be taken after the waiting period for the purpose of satisfying RMD requirements for your contract alone without reducing future benefits guaranteed under the rider, there can be no guarantee that changes in the federal income tax law after the effective date of the rider will not require a larger RMD to be taken, in which case, future guaranteed withdrawals under the rider could be reduced. See Appendix F for additional information.

•	Treatment of Civil Unions and Domestic Partners: The Federal Defense of Marriage Act (“DOMA”) does not recognize same-sex marriages or civil unions, even if permitted under applicable state law. As a result, a beneficiary of a deceased owner who was treated as married to the owner under state law and for purposes of this rider, but whose marriage is not recognized under DOMA, will be required to take distributions from the contract in the manner applicable to non-spouse beneficiaries. In some circumstances, these required distributions could substantially reduce or eliminate the value of the rider. See “Taxes — Other — Spousal status.”

•	Limitations on TSAs: Your right to take withdrawals is restricted if your contract is a TSA (see “TSA — Special Provisions”).

BASIC BENEFIT DESCRIPTION
The GBA and RBA are determined at the following times, subject to the maximum amount of $5,000,000, calculated as described:

•	At contract issue — the GBA and RBA are equal to the initial purchase payment.

•	When you make additional purchase payments — If a withdrawal is taken during the waiting period, the GBA and RBA will not change when a subsequent purchase payment is made during the waiting period. Prior to any withdrawal during the waiting period and after the waiting period, each additional purchase payment will have its own GBA and RBA established equal to the amount of the purchase payment.

•	At step up — (see “Annual Step Up” heading below).

•	At spousal continuation — (see “Spousal Option to Continue the Contract upon Owner’s Death” heading below).

•	When an individual RBA is reduced to zero — the GBA that is associated with that RBA will also be set to zero.

•	When you take a withdrawal during the waiting period — the total GBA and total RBA will be set equal to zero until the end of the waiting period.

•	When you take a withdrawal after the waiting period and the amount withdrawn is:

(a)	less than or equal to the total RBP — the total RBA is reduced by the amount of the withdrawal and the GBA remains unchanged. If there have been multiple purchase payments, both the total GBA and each payment’s GBA remain unchanged, and each payment’s RBA is reduced in proportion to its RBP.

(b)	greater than the total RBP — excess withdrawal processing will be applied to the GBA and RBA.

•	On the rider anniversary at the end of the waiting period — If the first withdrawal is taken during the waiting period and you did not decline a rider fee increase, the total GBA and the total RBA will be reset to the contract value.

If the first withdrawal is taken during the waiting period and you decline a rider fee increase, the total GBA and the total RBA will be reset to the lesser of (1) the GBA at the time of the first withdrawal, plus any additional purchase payments since the time of the first withdrawal, minus all withdrawals, or (2) the contract value.

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•	Upon certain changes to your PN program investment options under the PN program as described under “Use of Portfolio Navigator Program Required,” above.

GBA EXCESS WITHDRAWAL PROCESSING
The total GBA will automatically be reset to the lesser of (a) the total GBA immediately prior to the withdrawal; or (b) the contract value immediately following the withdrawal. If there have been multiple purchase payments, each payment’s GBA after the withdrawal will be reset to equal that payment’s RBA after the withdrawal plus (a) times (b), where:

(a)	is the ratio of the total GBA after the withdrawal less the total RBA after the withdrawal to the total GBA before the withdrawal less the total RBA after the withdrawal; and

(b)	is each payment’s GBA before the withdrawal less that payment’s RBA after the withdrawal.

RBA EXCESS WITHDRAWAL PROCESSING
The total RBA will automatically be reset to the lesser of (a) the contract value immediately following the withdrawal, or (b) the total RBA immediately prior to the withdrawal, less the amount of the withdrawal.

If there have been multiple purchase payments, both the total RBA and each payment’s RBA will be reset. The total RBA will be reset according to the excess withdrawal processing described above. Each payment’s RBA will be reset in the following manner:

1.	The withdrawal amount up to the total RBP is taken out of each RBA bucket in proportion to its individual RBP at the time of the withdrawal; and

2.	The withdrawal amount above the total RBP and any amount determined by the excess withdrawal processing are taken out of each RBA bucket in proportion to its RBA at the time of the withdrawal.

GBP Percentage and ALP Percentage: We use two percentages (6% and 5%) to calculate your GBP and ALP. The percentage used can vary as described below:

During the waiting period, 6% will be used to determine the amount payable to beneficiaries under the RBA Payout Option described below. After the waiting period, a comparison of your contract value and the WAB determines your GBP Percentage and ALP Percentage, unless the percentage is fixed as described below. On each valuation date, if the benefit determining percentage is less than the 20% adjustment threshold, then 6% is used in calculating your GBP and ALP; otherwise, 5% is used. Market volatility and returns, the deduction of fees and the 20% credit could impact your benefit determining percentage. The benefit determining percentage is calculated as follows but will not be less than zero:

1 − (a/b)

a = contract value at the end of the prior valuation period

b = WAB at the end of the prior valuation period

When the first withdrawal in a contract year is taken, the GBP Percentage and ALP Percentage will be set and fixed for the remainder of that contract year. Beginning on the next rider anniversary, the GBP Percentage and ALP Percentage can change on each valuation date as described above until a withdrawal is taken in that contract year.

Under certain limited situations, your GBP Percentage and ALP Percentage will not vary each contract year. They will be set at the earliest of (1), (2) or (3) below and remain fixed for as long as the benefit is payable:

(1)	when the RBA Payout Option is elected, or

(2)	if the ALP is established, when your contract value on a rider anniversary is less than two times the ALP (for the purpose of this calculation only, the ALP is determined using 5%; the ALP Percentage used to determine your ALP going forward will be either 6% or 5%), or

(3)	when the contract value reduces to zero.

For certain periods of time at our discretion and on a non-discriminatory basis, your GBP Percentage and ALP Percentage may be set by us to 6% if more favorable to you.

Withdrawal Adjustment Base (WAB): One of the components used to determine GBP Percentage and ALP Percentage. The maximum WAB is $5,000,000. The WAB cannot be withdrawn or annuitized and is not payable as a death benefit,

The WAB is determined at the following times, calculated as described:

•	At Rider Effective Date — the WAB is set equal to the initial purchase payment.

•	When a subsequent purchase payment is made — before a withdrawal is taken in the waiting period and at any time after the waiting period, the WAB will be increased by the amount of each additional purchase payment.

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•	When a withdrawal is taken — if the first withdrawal is taken during the waiting period, the WAB will be set equal to zero until the end of the waiting period.

Whenever a withdrawal is taken after the waiting period, the WAB will be reduced by the amount in (A) unless the withdrawal is an excess withdrawal for the lifetime benefit (or the basic benefit if the ALP is not established) when it will be set equal to the amount in (B).

(A)	The WAB is reduced by an amount as calculated below:

a × b c	where:

a = the amount the contract value is reduced by the withdrawal

b = WAB on the date of (but prior to) the withdrawal

c = the contract value on the date of (but prior to) the withdrawal.

(B)	If the ALP is not established and the current withdrawal exceeds the RBP, the WAB will be reset to the GBA immediately following excess withdrawal processing.

If the ALP is established and the current withdrawal exceeds the RALP, the WAB will be reset to the ALP divided by the current ALP Percentage (either 5% or 6% as described under “GBP Percentage and ALP Percentage” heading above). In this calculation, we use the ALP immediately following excess withdrawal processing.

•	On rider anniversaries — unless you decline a rider fee increase, the WAB will be increased to the contract value on each rider anniversary, if the contract value is greater, except as follows:

(A)	If a withdrawal is taken during the waiting period, the WAB will be increased to the contract value on each rider anniversary beginning at the end of the waiting period, if the contract value is greater.

(B)	If you decline a rider fee increase and a withdrawal is taken during the waiting period, the WAB will be reset to the lesser of (1) the GBA at the time of the first withdrawal, plus any additional purchase payments since the time of the first withdrawal, minus all withdrawals, or (2) the contract value.

•	Upon certain changes to your PN program investment option as described under “Use of Portfolio Navigator Program Required,” above.

•	On the later of the third rider anniversary or the rider anniversary when the ALP is established — unless you decline a rider fee increase, if the ELB is greater than zero, the WAB will be increased by an amount as calculated below, but not less than zero.

(A)	The ELB, minus

(B)	the greater of:

i)	your contract value, or

ii)	the ALP before the ELB is applied, divided by the ALP Percentage (if the ALP is established) or the total RBA (if the ALP is established on the third rider anniversary).

Guaranteed Benefit Payment (GBP): At any time, the amount available for withdrawal in each contract year after the waiting period, until the RBA is reduced to zero, under the basic benefit. After the waiting period the annual withdrawal amount guaranteed under the rider can vary each contract year. At any point in time, each payment’s GBP is the lesser of (a) and (b) where (a) is the GBA for that payment multiplied by the current GBP percentage (either 5% or 6% as described under “GBP Percentage and ALP Percentage” heading above) and (b) is the RBA for that payment. The total GBP is the sum of the GBPs for each purchase payment.

Remaining Benefit Payment (RBP): The amount available for withdrawal for the remainder of the contract year under the basic benefit. At any point in time, the total RBP is the sum of the RBPs for each purchase payment.

The RBP is determined at the following times, calculated as described:

•	During the waiting period — the RBP will be zero.

•	At the beginning of any contract year after the waiting period and when the GBP Percentage changes — the RBP for each purchase payment is set equal to that purchase payment’s GBP.

•	When you make additional purchase payments after the waiting period — each additional purchase payment has its own RBP equal to the purchase payment, multiplied by the GBP Percentage.

•	At step up — (see “Annual Step Up” heading below).

•	At spousal continuation — (see “Spousal Option to Continue the Contract upon Owner’s Death” heading below).

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•	When you make any withdrawal after the waiting period — the total RBP is reset to equal the total RBP immediately prior to the withdrawal less the amount of the withdrawal, but not less than zero. If there have been multiple purchase payments, each payment’s RBP is reduced proportionately. If you withdraw an amount greater than the RBP, GBA excess withdrawal processing and RBA excess withdrawal processing are applied and the amount available for future withdrawals for the remainder of the contract’s life may be reduced by more than the amount of withdrawal. When determining if a withdrawal will result in the excess withdrawal processing, the applicable RBP will not yet reflect the amount of the current withdrawal.

LIFETIME BENEFIT DESCRIPTION
Single Life only: Covered Person: The person whose life is used to determine when the ALP is established, and the duration of the ALP payments (see “Annual Lifetime Payment (ALP)” heading below). The covered person is the oldest contract owner or annuitant. If the owner is a nonnatural person, i.e., a trust or corporation, the covered person is the oldest annuitant.

Joint Life only: Covered Spouses: The contract owner and his or her legally married spouse as defined under federal law, as named on the application for as long as the marriage is valid and in effect. If the contract owner is a nonnatural person (e.g., a trust), the covered spouses are the annuitant and the legally married spouse of the annuitant. The covered spouses lives are used to determine when the ALP is established, and the duration of the ALP payments (see “Annual Lifetime Payment (ALP)” heading below). The covered spouses are established on the rider effective date and cannot be changed.

Annual Lifetime Payment Attained Age (ALPAA):

•	Single Life: The covered person’s age after which time the lifetime benefit can be established. Currently, the lifetime benefit can be established on the later of the contract effective date or the contract anniversary date on/following the date the covered person reaches age 65.

•	Joint Life: The age of the younger covered spouse at which time the lifetime benefit is established.

Annual Lifetime Payment (ALP): The ALP is the lifetime benefit amount available for withdrawals in each contract year after the waiting period until the later of:

•	Single Life: death; or

•	Joint Life: death of the last surviving covered spouse; or

•	the RBA is reduced to zero.

The maximum ALP is $300,000. Prior to establishment of the ALP, the lifetime benefit is not in effect and the ALP is zero.

The ALP is determined at the following times:

•	Single Life: Initially the ALP is established on the earliest of the following dates:

(a)	the rider effective date if the covered person has already reached age 65.

(b)	the rider anniversary following the date the covered person reaches age 65,

–	if during the waiting period and no prior withdrawal has been taken; or

–	if after the waiting period.

(c)	the rider anniversary following the end of the waiting period if the covered person is age 65 before the end of the waiting period and a prior withdrawal had been taken.

If the ALP is established prior to the third rider anniversary, the ALP is set equal to the total RBA multiplied by the ALP Percentage (either 5% or 6% as described under “GBP Percentage and ALP Percentage” heading above). If the ALP is established on or following the third rider anniversary, the ALP is set equal to the ALP Percentage multiplied by the greater of the ELB or the total RBA.

•	Joint Life: Initially the ALP is established on the earliest of the following dates:

(a)	the rider effective date if the younger covered spouse has already reached age 65.

(b)	the rider anniversary on/following the date the younger covered spouse reaches age 65.

(c)	upon the first death of a covered spouse, then

(1)	the date we receive written request when the death benefit is not payable and the surviving covered spouse has already reached age 65; or

(2)	the date spousal continuation is effective when the death benefit is payable and the surviving covered spouse has already reached age 65; or

(3)	the rider anniversary on/following the date the surviving covered spouse reaches age 65.

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(d)	Following dissolution of marriage of the covered spouses,

(1)	the date we receive written request if the remaining covered spouse who is the owner (or annuitant in the case of nonnatural ownership) has already reached age 65; or

(2)	the rider anniversary on/following the date the remaining covered spouse who is the owner (or annuitant in the case of nonnatural ownership) reaches age 65.

For (b), (c) and (d) above, if the date described occurs during the waiting period and a prior withdrawal had been taken, we use the rider anniversary following the end of the waiting period to establish the ALP.

If the ALP is established prior to the third rider anniversary, the ALP is set equal to the total RBA multiplied by the ALP Percentage (either 5% or 6% as described under “GBP Percentage and ALP Percentage” heading above). If the ALP is established on or following the third rider anniversary, the ALP is set equal to the ALP Percentage multiplied by the greater of the ELB or the total RBA.

•	Whenever the ALP Percentage changes —

(a)	If the ALP Percentage is changing from 6% to 5%, the ALP is reset to the ALP multiplied by 5%, divided by 6%.

(b)	If the ALP Percentage is changing from 5% to 6%, the ALP is reset to the ALP multiplied by 6%, divided by 5%.

•	When you make an additional purchase payment — Before a withdrawal is taken in the waiting period and at any time after the waiting period, each additional purchase payment increases the ALP by the amount of the purchase payment, multiplied by the ALP Percentage.

•	When you make a withdrawal:

(a)	During the waiting period, the ALP, if established, will be set equal to zero until the end of the waiting period.

(b)	After the waiting period, if the amount withdrawn is:

(i) less than or equal to the RALP, the ALP is unchanged.

(ii) greater than the RALP, ALP excess withdrawal processing will occur.

If you withdraw less than the ALP in a contract year, there is no carry over to the next contract year.

•	On the rider anniversary at the end of the waiting period — If you took a withdrawal during the waiting period, the ALP is set equal to the contract value multiplied by the ALP Percentage if the covered person (Joint Life: younger covered spouse) has reached age 65.

•	At step ups — (see “Annual Step Up” heading below).

•	At spousal continuation — (see “Spousal Option to Continue the Contract upon Owner’s Death” heading below).

•	Upon certain changes to your PN program investment option under the PN program as described under “Use of Portfolio Navigator Program Required,” above.

20% Rider Credit
If you do not make a withdrawal during the first three rider years and you don’t decline a rider fee increase, then a 20% rider credit may increase your ALP. This credit is 20% of purchase payments received in the first 180 days that the rider is in effect and is used to establish the enhanced lifetime base. The enhanced lifetime base is an amount that may be used to increase the ALP. The 20% rider credit does not increase the basic benefit or the contract value. Because step ups may increase your ALP, they may reduce or eliminate any benefit of the 20% rider credit.

Enhanced Lifetime Base (ELB)
The enhanced lifetime base will be established initially on the third rider anniversary. If you do not decline a rider fee increase and you do not make a withdrawal during the first three rider years, then the enhanced lifetime base will be the sum of all purchase payments received during the first three rider years plus the 20% rider credit. If you make a withdrawal during the first three rider years or decline a rider fee increase, then the 20% rider credit does not apply and the enhanced lifetime base will be established as zero and will always be zero.

The maximum enhanced lifetime base at any time is $5,000,000.

If the enhanced lifetime base is greater than zero, then it will:

•	increase by the amount of any purchase payments received on or after the third rider anniversary.

•	be reduced by any withdrawal in the same proportion as the withdrawal reduces the RBA and, if the withdrawal exceeds the RBP, it will then be set to the lesser of this reduced value and the contract value immediately following the withdrawal.

•	be set to the contract value (if your contract value is less), if you choose an asset allocation model that is more aggressive than the target model while you are in the withdrawal phase.

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If any of the following events occur, then the enhanced lifetime base will be established as or reset to zero and will always be zero:

•	The total RBA is reduced to zero.

•	You decline a rider fee increase.

The enhanced lifetime base is an amount that may be used to increase the ALP and cannot be withdrawn, annuitized or payable as a death benefit.

Increase in ALP because of the Enhanced Lifetime Base
If the ALP is already established, on the third rider anniversary, the ALP will be increased to equal the enhanced lifetime base multiplied by the ALP Percentage (either 5% or 6% as described under “GBP Percentage and ALP Percentage” heading above), if this amount is greater than the current ALP. Thereafter, the enhanced lifetime base will always be zero.

ALP Excess Withdrawal Processing
The ALP is reset to the lesser of the ALP immediately prior to the withdrawal, or the ALP Percentage (either 5% or 6% as described under “GBP Percentage and ALP Percentage” heading above) multiplied by the contract value immediately following the withdrawal.

Remaining Annual Lifetime Payment (RALP): The amount available for withdrawal for the remainder of the contract year under the lifetime benefit. Prior to establishment of the ALP, the lifetime benefit is not in effect and the RALP is zero.

The RALP is determined at the following times:

•	The RALP is established at the same time as the ALP, and:

(a)	During the waiting period — the RALP will be zero.

(b)	At any other time — the RALP is established equal to the ALP less all prior withdrawals taken in the contract year but not less than zero.

•	At the beginning of each contract year after the waiting period and when the ALP Percentage changes — the RALP is set equal to the ALP.

•	When you make additional purchase payments after the waiting period — each additional purchase payment increases the RALP by the purchase payment, if applicable multiplied by the ALP Percentage (either 5% or 6% as described under “GBP Percentage and ALP Percentage” heading above).

•	At step ups — (see “Annual Step Up” headings below).

•	At spousal continuation — (see “Spousal Option to Continue the Contract upon Owner’s Death” heading below).

•	When you make any withdrawal after the waiting period — the RALP equals the RALP immediately prior to the withdrawal less the amount of the withdrawal but not less than zero. If you withdraw an amount greater than the RALP, ALP excess withdrawal processing is applied and may reduce the amount available for future withdrawals. When determining if a withdrawal will result in excess withdrawal processing, the applicable RALP will not yet reflect the amount of the current withdrawal.

OTHER PROVISIONS
Required Minimum Distributions (RMD): If you are taking RMDs from your contract and your RMD calculated separately for your contract is greater than the RBP or the RALP on the most recent contract anniversary, the portion of your RMD that exceeds the benefit amount will not be subject to excess withdrawal processing provided that the following conditions are met:

•	The withdrawal is after the waiting period;

•	The RMD is for your contract alone;

•	The RMD is based on your recalculated life expectancy taken from the Uniform Lifetime Table under the Code; and

•	The RMD amount is otherwise based on the requirements of section 401(a) (9), related Code provisions and regulations thereunder that were in effect on the effective date of the rider.

RMD rules follow the calendar year which most likely does not coincide with your contract year and therefore may limit when you can take your RMD and not be subject to excess withdrawal processing. Any withdrawal during the waiting period will reset the basic benefit and lifetime benefit at the end of the waiting period. After the waiting period, withdrawal amounts greater than the RALP or RBP that do not meet the conditions above will result in excess withdrawal processing. The amount in excess of the RBP and/or RALP that is not subject to excess withdrawal processing will be recalculated if the RALP and RBP change due to GBP Percentage and ALP Percentage changes. See Appendix E for additional information.

Annual Step Up: Beginning with the first contract anniversary, an increase of the benefit values may be available. A step up does not create contract value, guarantee the performance of any investment option, or provide a benefit that can be withdrawn

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in a lump sum or paid upon death. Rather, a step up determines the current values of the GBA, RBA, GBP, RBP, ALP and RALP, and may extend the payment period or increase the allowable payment. If there have been multiple payments and the GBA increases due to the step up, the individual GBAs, RBAs, GBPs, and RBPs will be combined.

The annual step up may be available as described below, subject to the maximum GBA, RBA and ALP and subject to the following rules:

•	You have not declined a rider fee increase.

•	If you take any withdrawals during the waiting period the annual step up will not be available until the rider anniversary following the end of the waiting period.

•	On any rider anniversary where your contract value is greater than the RBA or, your contract value multiplied by the ALP Percentage (either 5% or 6% as described under “GBP Percentage and ALP Percentage” heading above) is greater than the ALP, if established, the annual step up will be applied to your contract on the rider anniversary.

•	The ALP and RALP are not eligible for step ups until they are established. Prior to being established, the ALP and RALP values are both zero.

•	Please note it is possible for the ALP to step up even if the RBA or GBA do not step up, and it is also possible for the RBA and GBA to step up even if the ALP does not step up.

The annual step up resets the GBA, RBA, GBP, RBP, ALP and RALP values as follows:

•	The total RBA will be increased to the contract value on the rider anniversary, if the contract value is greater.

•	The total GBA will be increased to the contract value on the rider anniversary, if the contract value is greater.

•	The total GBP will be reset using the calculation as described above based on the increased GBA and RBA.

•	The total RBP will be reset as follows:

(a)	During the waiting period, the RBP will not be affected by the step up.

(b)	After the waiting period, the RBP will be reset to the increased GBP.

•	The ALP will be increased to the contract value on the rider anniversary multiplied by the ALP Percentage (either 5% or 6% as described under “GBP Percentage and ALP Percentage” heading above), if greater than the current ALP.

•	The RALP will be reset as follows:

(a)	During the waiting period, the RALP will not be affected by the step up.

(b)	After the waiting period, the RALP will be reset to the increased ALP.

Spousal Option to Continue the Contract upon Owner’s Death (Spousal Continuation):
Single Life: If a surviving spouse elects to continue the contract and continues the contract as the new owner under the spousal continuation provision of the contract, the SecureSource 20 — Single Life rider terminates.

Joint Life: If a surviving spouse is a covered spouse and elects the spousal continuation provision of the contract as the new owner, the SecureSource 20 — Joint Life rider also continues. The surviving covered spouse can name a new beneficiary; however, a new covered spouse cannot be added to the rider.

At the time of spousal continuation, a step-up may be available. If you decline a rider fee increase or the spousal continuation occurs during the waiting period and a withdrawal was taken, a step up is not available. All annual step-up rules (see “Annual Step-Up” heading above) also apply to the spousal continuation step-up except that a) the RBP will be calculated as the GBP after the step-up less all prior withdrawals taken during the current contract year, but not less than zero, and b) the RALP will be calculated as the ALP after the step-up less all prior withdrawals taken during the current contract year, but not less than zero. The spousal continuation step-up is processed on the valuation date spousal continuation is effective.

Rules for Withdrawal Provision of Your Contract: Minimum account values following a withdrawal no longer apply to your contract. For withdrawals, the withdrawal will be taken from the variable subaccounts, guarantee period accounts (where available), the one-year fixed account (if applicable) and the DCA fixed account in the same proportion as your interest in each bears to the contract value. You cannot specify from which accounts the withdrawal is to be taken.

If Contract Value Reduces to Zero: If the contract value reduces to zero, you will be paid in the following scenarios:

1)	The ALP has not yet been established, the total RBA is greater than zero and the contract value is reduced to zero as a result of fees or charges or a withdrawal that is less than or equal to the RBP. In this scenario, you can choose to:

(a)	receive the remaining schedule of GBPs until the RBA equals zero; or

(b)	Single Life: wait until the rider anniversary following the date the covered person reaches age 65, and then receive the ALP annually until the latter of (i) the death of the covered person, or (ii) the RBA is reduced to zero.

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Joint Life: wait until the rider anniversary following the date the younger covered spouse reaches age 65, and then receive the ALP annually until the latter of (i) the death of the last surviving covered spouse, or (ii) the RBA is reduced to zero.

We will notify you of this option. If no election is made, the ALP will be paid.

2)	The ALP has been established, the total RBA is greater than zero and the contract value reduces to zero as a result of fees or charges, or a withdrawal that is less than or equal to both the RBP and the RALP. In this scenario, you can choose to receive:

(a)	the remaining schedule of GBPs until the RBA equals zero; or

(b)	Single Life: the ALP annually until the latter of (i) the death of the covered person, or (ii) the RBA is reduced to zero.

Joint Life: the ALP annually until the latter of (i) the death of the last surviving covered spouse, or (ii) the RBA is reduced to zero.

We will notify you of this option. If no election is made, the ALP will be paid.

3)	The ALP has been established and the contract value falls to zero as a result of a withdrawal that is greater than the RALP but less than or equal to the RBP. In this scenario, the remaining schedule of GBPs will be paid until the RBA equals zero.

4)	The ALP has been established and the contract value falls to zero as a result of a withdrawal that is greater than the RBP but less than or equal to the RALP. In this scenario, the ALP will be paid annually until the death of the:

•	Single Life: covered person;

•	Joint Life: last surviving covered spouse.

Under any of these scenarios:

•	The annualized amounts will be paid to you in monthly installments. If the monthly payment is less than $100, we have the right to change the frequency but no less frequent than annually;

•	We will no longer accept additional purchase payments;

•	You will no longer be charged for the rider;

•	Any attached death benefit riders will terminate;

•	In determining the remaining schedule of GBPs, the current GBP is fixed for as long as payments are made.

•	Single Life: The death benefit becomes the remaining payments, if any, until the RBA is reduced to zero; and

•	Joint Life: If the owner had been receiving the ALP, upon the first death the ALP will continue to be paid annually until the later of: 1) the death of the last surviving covered spouse or 2) the RBA is reduced to zero. In all other situations the death benefit becomes the remaining payments, if any, until the RBA is reduced to zero.

The SecureSource 20 rider and the contract will terminate under either of the following two scenarios:

•	If the ALP is established and the RBA is zero, and if the contract value falls to zero as a result of a withdrawal that is greater than the RALP. This is full withdrawal of the contract value.

•	If the ALP is not established and the RBA is zero, and if the contract value falls to zero as a result of fees, charges or a withdrawal.

At Death:
Single Life: If the contract value is greater than zero when the death benefit becomes payable, the beneficiary may: 1) elect to take the death benefit under the terms of the contract, 2) take the RBA payout option available under this rider, or 3) continue the contract under the spousal continuation provision of the contract which terminates the rider.

If the contract value equals zero and the death benefit becomes payable, the following will occur:

•	If the RBA is greater than zero and the owner has been receiving the GBP each year, the GBP will continue to be paid to the beneficiary until the RBA equals zero.

•	If the covered person dies and the RBA is greater than zero and the owner has been receiving the ALP each year, the ALP will continue to be paid to the beneficiary until the RBA equals zero.

•	If the covered person is still alive and the RBA is greater than zero and the owner has been receiving the ALP each year, the ALP will continue to be paid to the beneficiary until the later of the death of the covered person or the RBA equals zero.

•	If the covered person is still alive and the RBA equals zero and the owner has been receiving the ALP each year, the ALP will continue to be paid to the beneficiary until the death of the covered person.

•	If the covered person dies and the RBA equals zero, the benefit terminates. No further payments will be made.

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Joint Life: If the death benefit becomes payable at the death of a covered spouse, the surviving covered spouse must utilize the spousal continuation provision of the contract and continue the contract as the new owner to continue the joint benefit. If spousal continuation is not available under the terms of the contract, the rider terminates. The lifetime benefit of this rider ends at the death of the last surviving covered spouse.

If the contract value is greater than zero when the death benefit becomes payable, the beneficiary may: 1) elect to take the death benefit under the terms of the contract, 2) take the RBA payout option available under this rider, or 3) continue the contract under the spousal continuation provision of the contract.

If the contract value equals zero at the first death of a covered spouse, the ALP will continue to be paid annually until the later of: 1) the death of the last surviving covered spouse or 2) the RBA is reduced to zero.

If the contract value equals zero at the death of the last surviving covered spouse, the following will occur:

•	If the RBA is greater than zero and the owner has been receiving the GBP each year, the GBP will continue to be paid to the beneficiary until the RBA equals zero.

•	If the RBA is greater than zero and the owner has been receiving the ALP each year, the ALP will continue to be paid to the beneficiary until the RBA equals zero.

•	If the RBA equals zero, the benefit terminates. No further payments will be made.

Contract Ownership Change:
Single Life: If allowed by state law, change of ownership is subject to our approval. If there is a change of ownership and the covered person remains the same, the rider continues with no change to any of the rider benefits. If there is a change of ownership and the covered person would be different, the rider terminates.

Joint Life: Ownership changes are only allowed between the covered spouses or their revocable trust(s) and are subject to our approval, if allowed by state law. No other ownership changes are allowed as long as the rider is in force.

Remaining Benefit Amount (RBA) Payout Option: Several annuity payout plans are available under the contract. As an alternative to these annuity payout plans, a fixed annuity payout option is available under the SecureSource 20 rider after the waiting period.

Under this option the amount payable each year will be equal to the remaining schedule of GBPs, but the total amount paid will not exceed the current total RBA at the time you begin this fixed annuity payout option. These annualized amounts will be paid in monthly installments. If the monthly payment is less than $100, we have the right to change the frequency, but no less frequently than annually. If, at the death of the owner, total payouts have been made for less than the RBA, the remaining payouts will be paid to the beneficiary (see “The Annuity Payout Period” and “Taxes”).

This option may not be available if the contract is issued to qualify under section 403 or 408 of the Code, as amended. For such contracts, this option will be available only if the guaranteed payment period is less than the life expectancy of the owner at the time the option becomes effective. Such life expectancy will be computed using a life expectancy table published by the IRS.

This annuity payout option may also be elected by the beneficiary when the death benefit is payable. Whenever multiple beneficiaries are designated under the contract, each such beneficiary’s share of the proceeds if they elect this option will be in proportion to their applicable designated beneficiary percentage. Beneficiaries of nonqualified contracts may elect this settlement option subject to the distribution requirements of the contract. We reserve the right to adjust the remaining schedule of GBPs if necessary to comply with the Code.

RIDER TERMINATION
The SecureSource 20 rider cannot be terminated either by you or us except as follows:

1.	Single Life: a change of ownership that would result in a different covered person will terminate the rider.

2.	Single Life: After the death benefit is payable, continuation of the contract will terminate the rider.

3.	Joint Life: After the death benefit is payable the rider will terminate if:

(a)	any one other than a covered spouse continues the contract, or

(b)	a covered spouse does not use the spousal continuation provision of the contract to continue the contract.

4.	Annuity payouts under an annuity payout plan will terminate the rider.

5.	You may terminate the rider if your annual rider fee after any fee increase is more than 0.25 percentage points higher than your fee before the increase (See “Charges — SecureSource 20 rider fee”).

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6.	When the RBA and contract value is reduced to zero and either the withdrawal is taken when the ALP is not established or an excess withdrawal of the RALP is taken, the rider will terminate.

7.	Termination of the contract for any reason will terminate the rider.

8.	When a beneficiary elects an alternative payment plan which is an inherited IRA, the rider will terminate.

For an example, see Appendix D.

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Appendix P: SecureSource Stages Rider Disclosure

SECURESOURCE STAGES RIDERS
This is an optional benefit that you can add to your contract for an additional charge. The benefit is intended to provide to you, after the waiting period, a specified withdrawal amount annually for life, even if your contract value is zero, subject to the terms and provisions described in this section. This benefit offers a credit feature to help in low or poor performing markets and a step up feature to lock in contract anniversary gains. The SecureSource Stages rider may be appropriate for you if you intend to make periodic withdrawals from your annuity contract and wish to ensure that market performance will not adversely affect your ability to withdraw income over your lifetime.

This benefit is intended for assets you plan to hold and let accumulate for at least three years. Your benefits under the rider can be reduced if any of the following occurs:

•	If you take any withdrawals during the 3-year waiting period, your benefits will be set to zero until the end of the waiting period when they will be re-established based on your contract value at that time;

•	If you take a withdrawal after the waiting period and if you withdraw more than the allowed withdrawal amount in a contract year, or you take withdrawals before the lifetime benefit is available;

•	If you take a withdrawal and later choose to allocate your contract value to an investment option that is more aggressive than the target investment option.

•	If the contract value is 20% or more below purchase payments increased by any step ups or rider credits and adjusted for withdrawals (see withdrawal adjustment base described below).

The SecureSource Stages rider guarantees that, regardless of investment performance, you may take withdrawals up to the lifetime benefit amount each contract year that the lifetime benefit is available. The lifetime benefit amount can vary based on your attained age and based on the relationship of your contract value to the withdrawal adjustment base. Each contract year after the waiting period, the percentage used to determine the benefit amount is set when the first withdrawal is taken and fixed for the remainder of that year.

At any time after the waiting period, as long as your total withdrawals during the current year do not exceed the lifetime benefit amount, you will not be assessed a surrender charge and no market value adjustment will be applied. If you withdraw a larger amount, the excess amount will be assessed any applicable surrender charges and any applicable market value adjustment. At any time, you may withdraw any amount up to your entire surrender value, subject to excess withdrawal processing under the rider.

Subject to conditions and limitations, the rider also guarantees that you or your beneficiary will get back purchase payments you have made, increased by annual step-ups, through withdrawals over time. Any amount we pay in excess of your contract value is subject to our financial strength and claims-paying ability.

Subject to conditions and limitations, the lifetime benefit amount can be increased if a rider credit is available or your contract value has increased on a rider anniversary. The principal back guarantee can also be increased if your contract value has increased on a rider anniversary.

AVAILABILITY
There are two optional SecureSource Stages riders available under your contract:

•	SecureSource Stages – Single Life

•	SecureSource Stages – Joint Life

The information in this section applies to both SecureSource Stages riders, unless otherwise noted.

For the purpose of this rider, the term “withdrawal” is equal to the term “surrender” in the contract or any riders. Withdrawals will adjust contract values and benefits in the same manner as surrenders.

The SecureSource Stages — Single Life rider covers one person. The SecureSource Stages — Joint Life Rider covers two spouses jointly who are named at contract issue. You may elect only the SecureSource Stages — Single Life rider or the SecureSource Stages — Joint Life rider, not both, and you may not switch riders later. You must elect the rider when you purchase your contract. The rider effective date will be the contract issue date.

The SecureSource Stages rider is an optional benefit that you may select, if approved in your state, for an additional annual charge if you purchase your contract on or after Nov. 30, 2009; and

•	Single Life: you are 80 or younger on the date the contract is issued; or

•	Joint Life: you and your spouse are 80 or younger on the date the contract is issued.

The SecureSource Stages riders are not available under an inherited qualified annuity.

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The SecureSource Stages rider guarantees that after the waiting period, regardless of the investment performance of your contract, you will be able to withdraw up to a certain amount each year from the contract before the annuitization start date until:

•	Single Life: death (see “At Death” heading below).

•	Joint Life: the death of the last surviving covered spouse (see “Joint Life only: Covered Spouses” and “At Death” headings below).

KEY TERMS
The key terms associated with the SecureSource Stages rider are:

Age Bands: Each age band is associated with a set of lifetime payment percentages. The covered person (Joint Life: the younger covered spouse) must be at least the youngest age shown in the first age band for the annual lifetime payment to be established. After the annual lifetime payment is established, other factors determine when you move to a higher age band.

Annual Lifetime Payment (ALP): the lifetime benefit amount available each contract year after the waiting period and after the covered person (Joint Life: the younger covered spouse) has reached the youngest age in the first age band. When the ALP is available, the annual withdrawal amount guaranteed by the rider can vary each contract year.

Annual Step-Up: an increase in the benefit base or the principal back guarantee and a possible increase in the lifetime payment percentage that is available each rider anniversary if your contract value increases, subject to certain conditions.

Benefit Base (BB): used to calculate the annual lifetime payment and the annual rider charge. The BB cannot be withdrawn in a lump sum or annuitized and is not payable as a death benefit.

Credit Base (CB): used to calculate the rider credit. The CB cannot be withdrawn or annuitized and is not payable as a death benefit.

Excess Withdrawal: (1) a withdrawal taken after the waiting period and before the annual lifetime payment is established, or (2) a withdrawal that is greater than the remaining annual lifetime payment when the annual lifetime payment is available.

Excess Withdrawal Processing: after the waiting period, a reduction in benefits if a withdrawal is taken before the annual lifetime payment is established or if a withdrawal exceeds the remaining annual lifetime payment.

Lifetime Payment Percentage: used to calculate your annual lifetime payment. Two percentages (“percentage A” and “percentage B”) are used for each age band.

Principal Back Guarantee (PBG): a guarantee that total withdrawals will not be less than purchase payments you have made, increased by annual step-ups, as long as there is no excess withdrawal or benefit reset.

Remaining Annual Lifetime Payment (RALP): as you make withdrawals during a contract year, the remaining amount that the rider guarantees will be available for withdrawal that year is reduced. Whenever the annual lifetime payment is available, the RALP is the guaranteed amount that can be withdrawn during the remainder of the current contract year.

Rider Credit: an amount that can be added to the benefit base on each of the first ten rider anniversaries, based on a rider credit percentage of 8% in year one and 6% for years two through ten, as long as no withdrawals have been taken since the rider effective date and you do not decline any annual rider fee increase. Investment performance and withdrawals in the waiting period may reduce or eliminate the benefit of any rider credits. Rider credits may result in higher rider charges that may exceed the benefit from the credits.

Waiting Period: the period of time before you can take a withdrawal without affecting benefits under the rider. The waiting period starts on the rider effective date and ends on the day prior to the third rider anniversary.

Withdrawal: the amount by which your contract value is reduced as a result of any withdrawal request. It may differ from the amount of your request due to any surrender charge and any market value adjustment.

Withdrawal Adjustment Base (WAB): one of the components used to determine the lifetime payment percentage. The WAB cannot be withdrawn or annuitized and is not payable as a death benefit.

IMPORTANT SECURESOURCE STAGES RIDER CONSIDERATIONS
You should consider whether a SecureSource Stages rider is appropriate for you taking into account the following considerations:

•	Lifetime Benefit Limitations: The lifetime benefit is subject to certain limitations, including but not limited to:

Single Life: Once the contract value equals zero, payments are made for as long as the covered person is living (see “If Contract Value Reduces to Zero” heading below). However, if the contract value is greater than zero, the lifetime benefit terminates at the first death of any owner even if the covered person is still living (see “At Death” heading below). This

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possibility may present itself when there are multiple contract owners — when one of the contract owners dies the lifetime benefit terminates even though other contract owners are still living.

Joint Life: Once the contract value equals zero, payments are made for as long as either covered spouse is living (see “If Contract Value Reduces to Zero” heading below). However, if the contract value is greater than zero, the lifetime benefit terminates at the death of the last surviving covered spouse (see “At Death” heading below).

•	Withdrawals: Please consider carefully when you start taking withdrawals from this rider. If you take any withdrawals during the 3-year waiting period, your benefits will be set to zero until the end of the waiting period when they will be reestablished based on your contract value at that time. Although your benefits will be set to zero until the end of waiting period, we will deduct rider fees, based on the anniversary contract value for the remainder of the waiting period. Any withdrawal request within the 3-year waiting period must be submitted in writing. In addition, any withdrawals in the first 10 years will terminate the rider credits. Also, after the waiting period if you withdraw more than the allowed withdrawal amount in a contract year or take withdrawals before the lifetime benefit is available (“excess withdrawal”), the guaranteed amounts under the rider may be reduced.

•	Use of Portfolio Navigator Program Required: You must be invested in one of the available PN program investment options. This requirement limits your choice of investments. This means you will not be able to allocate contract value to all of the subaccounts, GPAs or the regular fixed account that are available under the contract to contract owners who do not elect the rider. (See “Making the Most of Your Contract — Portfolio Navigator Program.”) You may allocate purchase payments to the Special DCA fixed account, when available, and we will make monthly transfers into the investment option you have chosen. You may make two elective investment option changes per contract year; we reserve the right to limit elective investment option changes if required to comply with the written instructions of a fund (see “Market Timing”).

You can allocate your contract value to any available investment option during the following times: (1) prior to your first withdrawal and (2) following a benefit reset due to an investment option change as described below but prior to any subsequent withdrawal. During these accumulation phases, you may request to change your investment option to any available investment option.

Immediately following a withdrawal your contract value will be reallocated to the target investment option as shown in your contract if your current investment option is more aggressive than the target investment option. If you are in a static model portfolio, this reallocation will be made to the applicable fund of funds investment option. This automatic reallocation is not included in the total number of allowed model portfolio changes per contract year. The target investment option is currently the Moderate investment option. We reserve the right to change the target investment option to an investment option that is more aggressive than the target investment option after 30 days written notice.

After you have taken a withdrawal and prior to any benefit reset as described below, you are in a withdrawal phase. During withdrawal phases you may request to change your investment option to the target investment option or any investment option that is more conservative than the target investment option without a benefit reset as described below. If you are in a withdrawal phase and you choose to allocate your contract value to an investment option that is more aggressive than the target or investment option, you will be in the accumulation phase again. If this is done after the waiting period, your rider benefit will be reset as follows: the BB, PBG and WAB will be reset to the contract value, if less than their current amount; and the ALP and RALP, if available, will be recalculated. You may request to change your investment option by written request on an authorized form or by another method agreed to by us.

•	Non-Cancelable: Once elected, the SecureSource Stages rider may not be cancelled (except as provided under “Rider Termination” heading below) and the fee will continue to be deducted until the contract or rider is terminated or the contract value reduces to zero (described below).

Dissolution of marriage does not terminate the SecureSource Stages — Joint Life rider and will not reduce the fee we charge for this rider. The benefit under the SecureSource Stages — Joint Life rider continues for the covered spouse who is the owner of the contract (or annuitant in the case of nonnatural or revocable trust ownership). The rider will terminate at the death of the contract owner because the original covered spouse will be unable to elect the spousal continuation provision of the contract (see “Joint Life only: Covered Spouses” below).

•	Joint Life: Limitations on Contract Owners, Annuitants and Beneficiaries: Since the joint life benefit will terminate unless the surviving covered spouse continues the contract under the spousal option to continue the contract upon the owner’s death provision, only ownership arrangements that permit such continuation are allowed at rider issue. In general, the covered spouses should be joint owners, or one covered spouse should be the owner and the other covered spouse should be named as the sole primary beneficiary.

For non-natural ownership arrangements that allow for spousal continuation one covered spouse should be the annuitant and the other covered spouse should be the sole primary beneficiary. For revocable trust ownerships, the grantor of the trust must be the annuitant and the beneficiary must either be the annuitant’s spouse or a trust that names the annuitant’s spouse

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as the sole primary beneficiary. You are responsible for establishing ownership arrangements that will allow for spousal continuation.

If you select the SecureSource Stages — Joint Life rider, please consider carefully whether or not you wish to change the beneficiary of your annuity contract. The rider will terminate if the surviving covered spouse cannot utilize the spousal continuation provision of the contract when the death benefit is payable.

•	Limitations on Purchase Payments: We reserve the right to limit the cumulative amount of purchase payments, subject to state restrictions. For current purchase payment restrictions, please see “Buying Your Contract — Purchase Payments”.

•	Interaction with Total Free Amount (FA) contract provision: The FA is the amount you are allowed to withdraw from the contract in each contract year without incurring a surrender charge (see “Charges — Surrender Charge”). The FA may be greater than the remaining annual lifetime payment under this rider. Any amount you withdraw under the contract’s FA provision that exceeds the remaining annual lifetime payment is subject to the excess withdrawal processing described below. Also, any amount you withdraw during the waiting period will set all benefits under the rider to zero until the end of the waiting period when they will be reestablished based on the contract value at that time.

You should consult your tax advisor before you select this optional rider if you have any questions about the use of the rider in your tax situation because:

•	Tax Considerations for Nonqualified Annuities: Under current federal income tax law, withdrawals under nonqualified annuities, including withdrawals taken from the contract under the terms of the rider, are treated less favorably than amounts received as annuity payments under the contract (see “Taxes — Nonqualified Annuities”). Withdrawals are taxable income to the extent of earnings. Withdrawal of earnings before age 59 1/2 may also incur a 10% IRS early withdrawal penalty. You should consult your tax advisor before you select this optional rider if you have any questions about the use of the rider in your tax situation.

•	Tax Considerations for Qualified Annuities: Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract (see “Taxes — Qualified Annuities — Required Minimum Distributions”). If you have a qualified annuity, you may need to take an RMD during the waiting period and such withdrawals will set all benefits under the rider to zero until the end of the waiting period when they will be reestablished based on the contract value at that time. While the rider permits certain excess withdrawals to be taken after the waiting period for the purpose of satisfying RMD requirements for your contract alone without reducing future benefits guaranteed under the rider, there can be no guarantee that changes in the federal income tax law after the effective date of the rider will not require a larger RMD to be taken, in which case, future guaranteed withdrawals under the rider could be reduced. See Appendix E for additional information.

•	Treatment of Civil Unions and Domestic Partners: The Federal Defense of Marriage Act (“DOMA”) does not recognize same-sex marriages or civil unions, even if permitted under applicable state law. As a result, a beneficiary of a deceased owner who was treated as married to the owner under state law and for purposes of this rider, but whose marriage is not recognized under DOMA, will be required to take distributions from the contract in the manner applicable to non-spouse beneficiaries. In some circumstances, these required distributions could substantially reduce or eliminate the value of the rider. See “Taxes — Other — Spousal status.”

•	Limitations on TSAs: Your right to take withdrawals is restricted if your contract is a TSA (see “TSA — Special Provisions”).

LIFETIME BENEFIT DESCRIPTION
Single Life only: Covered Person: the person whose life is used to determine when the annual lifetime payment is established, and the duration of the ALP payments (see “Annual Lifetime Payment (ALP)” heading below). The covered person is the oldest contract owner. If any owner is a nonnatural person (e.g., an irrevocable trust or corporation) or a revocable trust, the covered person is the oldest annuitant.

Joint Life only: Covered Spouses: the contract owner and his or her legally married spouse as defined under federal law, as named on the application for as long as the marriage is valid and in effect. If any contract owner is a nonnatural person (e.g., an irrevocable trust or corporation) or a revocable trust, the covered spouses are the annuitant and the legally married spouse of the annuitant. The covered spouses lives are used to determine when the annual lifetime payment is established, and the duration of the ALP payments (see “Annual Lifetime Payment (ALP)” heading below). The covered spouses are established on the rider effective date and cannot be changed.

Annual Lifetime Payment (ALP): the lifetime benefit amount available each contract year after the waiting period and after the covered person (Joint life: younger covered spouses) has reached age 50. When the ALP is established and at all times thereafter, the ALP is equal to the BB multiplied by the lifetime payment percentage. Anytime the lifetime payment percentage or BB changes as described below, the ALP will be recalculated. When the ALP is available, the first withdrawal taken in each contract year will set and fix the lifetime payment percentage for the remainder of the contract year.

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If you withdraw less than the ALP in a contract year, the unused portion does not carry over to future contract years.

Single Life: The ALP is established on the later of the rider effective date if the covered person has reached age 50, or the date the covered person’s attained age equals age 50. The ALP will be available on later of the rider anniversary after the waiting period, or the date the covered person’s attained age equals age 50.

Joint Life: The ALP is established on the earliest of the following dates:

•	The rider effective date if the younger covered spouse has already reached age 50.

•	The date the younger covered spouse’s attained age equals age 50.

•	Upon the first death of a covered spouse, then either: (a) the date we receive a written request when the death benefit is not payable and the surviving covered spouse has already reached age 50, (b) the date spousal continuation is effective when the death benefit is payable and the surviving covered spouse has already reached age 50, or (c) the date the surviving covered spouse reaches age 50.

•	Following dissolution of marriage of the covered spouses, then either (a) the date we receive a written request if the remaining covered spouse who is the owner (or annuitant in the case of nonnatural or revocable trust ownership) has already reached age 50, or (b) the date the remaining covered spouse who is the owner (or annuitant in the case of nonnatural or revocable trust ownership) reaches age 50.

The ALP will be available on later of the rider anniversary after the waiting period, or the date the ALP is established.

Remaining Annual Lifetime Payment (RALP): the remaining annual lifetime payment guaranteed for withdrawal after any withdrawals are made. The RALP is established at the same time as the ALP. The RALP will be zero during the waiting period. After the waiting period, the RALP equals the ALP less all withdrawals in the current contract year, but it will not be less than zero.

Lifetime Payment Percentage: used to calculate the annual lifetime payment. Two percentages are used for a given age band, percentage A or percentage B, depending on the factors described below.

For ages:

•	50-58, percentage A is 4% and percentage B is 3%.

•	59-64, percentage A is 5% and percentage B is 4%.

•	65-79, percentage A is 6% and percentage B is 5%.

•	80 and older, percentage A is 7% and percentage B is 6%.

The age band for the lifetime payment percentage is determined at the following times:

•	When the ALP is established: The age band for the lifetime payment percentage used to calculate the initial ALP is the percentage for the covered person’s attained age (Joint life: younger covered spouses attained age).

•	On the covered person’s subsequent birthdays (Joint life: younger covered spouses subsequent birthdays): Except as noted below, if the covered person’s new attained age (Joint life: younger covered spouses attained age) is in a higher age band, then the higher age band will be used to determine the appropriate lifetime payment percentage. (However, if you decline any annual rider fee increase or if a withdrawal has been taken since the ALP was made available, then the lifetime payment percentage will not change on subsequent birthdays.)

•	Upon annual step-ups (see “Annual step ups” below).

•	For the Joint life rider, upon death or change in marital status: In the event of death or dissolution of marriage: (A) If no withdrawal has been taken since the ALP was available and no annual rider fee increase has been declined, the lifetime payment percentage will be reset based on the Age Band for the remaining covered spouse’s attained age. (B) If the ALP is not established but the remaining covered spouse has reached the youngest age in the first Age Band, the remaining covered spouse’s attained age will be used to determine the age band for the lifetime payment percentage. In the event of remarriage of the covered spouses to each other, the lifetime payment percentage used is the percentage for the younger covered spouse’s attained age.

The following determines whether Percentage A or Percentage B is used for each applicable age band:

During the waiting period, percentage A will be used to determine the amount payable to beneficiaries under the principal back guarantee (PBG).

After the waiting period, a comparison of your contract value and the withdrawal adjustment base (WAB) determines whether percentage A or percentage B is used to calculate the ALP unless the percentage is fixed as described below.

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On each valuation date, if the benefit determining percentage is less than the 20% adjustment threshold, then percentage A is used in calculating your ALP, otherwise percentage B is used. The benefit determining percentage is calculated as follows, but it will not be less than zero:

1 – (a/b) where:

a = Contract value at the end of the prior valuation period

b = WAB at the end of the prior valuation period

After the ALP is available, the first withdrawal taken in each contract year will set and fix the lifetime payment percentage for the remainder of the contract year. Beginning on the next rider anniversary, the lifetime payment percentage can change on each valuation day as described above until a withdrawal is taken in that contract year.

Under certain limited situations, your Lifetime Payment Percentage will not vary each contract year. Percentage A or percentage B will be determined at the earliest of (1), (2) or (3) below and remain fixed for as long as the benefit is payable:

•	if the ALP is established, when your contract value on a rider anniversary is less than two times the benefit base (BB) multiplied by percentage B for your current age band, or

•	when the contract value reduces to zero, or

•	on the date of death (Joint life: remaining covered spouse’s date of death) when a death benefit is payable.

For certain periods of time at our discretion and on a non-discriminatory basis, your lifetime payment percentage may be set by us to percentage A if more favorable to you.

Determination of Adjustments of Benefit Values: Your lifetime benefit values and principal back guarantee (PBG) are determined at the following times and are subject to a maximum benefit base (BB), credit base (CB), withdrawal adjustment base (WAB) and PBG amount of $10 million each:

•	On the contract date: The WAB, CB, BB and PBG are set equal to the initial purchase payment.

•	When an additional purchase payment is made: Before a withdrawal is taken in the waiting period and at any time after the waiting period, the WAB, CB (unless it has been permanently set to zero), BB and PBG will be increased by the amount of each additional purchase payment.

•	When a withdrawal is taken: If the CB is greater than zero, the CB will be permanently reset to zero when the first withdrawal is taken, and there will be no additional rider credits. If the first withdrawal is taken during the waiting period, the WAB, BB and PBG will be set equal to zero until the end of the waiting period.

•	Whenever a withdrawal is taken after the waiting period:

(a) the WAB will be reduced by the “adjustment for withdrawal,” as defined below.

(b) if the ALP is established and the withdrawal is less than or equal to the RALP, the BB does not change and the PBG is reduced by the amount of the withdrawal, but it will not be less than zero.

(c) if the ALP is not established, excess withdrawal processing will occur as follows. The BB will be reduced by the “adjustment for withdrawal,” and the PBG will be reduced by the greater of the amount of the withdrawal or the “adjustment for withdrawal,” but it will not be less than zero.

(d) If the ALP is established and the withdrawal is greater than the RALP, excess withdrawal processing will occur as follows:

The PBG will be reset to the lesser of:

(i) the PBG reduced by the amount of the withdrawal, but it will not be less than zero; or

(ii) the PBG minus the RALP on the date of (but prior to) the withdrawal and further reduced by an amount calculated as follows, but it will not be less than zero:

a × b where: c

a = the amount of the withdrawal minus the RALP

b = the PBG minus the RALP on the date of (but prior to) the withdrawal

c = the contract value on the date of (but prior to) the withdrawal minus the RALP

RIVERSOURCE INNOVATIONS SELECT VARIABLE ANNUITY — PROSPECTUS 195

The BB will be reduced by an amount as calculated below:

d × e where: f

d = the amount of the withdrawal minus the RALP

e = the BB on the date of (but prior to) the withdrawal

f = the contract value on the date of (but prior to) the withdrawal minus the RALP.

Adjustment for Withdrawal Definition: When the WAB, PBG or BB is reduced by a withdrawal in the same proportion as the contract value is reduced, the proportional amount deducted is the “adjustment for withdrawal.” The “adjustment for withdrawal” is calculated as follows:

g × h where: i

g = the amount the contract value is reduced by the withdrawal

h = the WAB, BB or PGB (as applicable) on the date of (but prior to) the withdrawal

i = the contract value on the date of (but prior to) the withdrawal.

Rider Anniversary Processing: The following describes how the WAB, BB and PBG are calculated on rider anniversaries, subject to the maximum amount of $10 million for each, and how the lifetime payment percentage can change on rider anniversaries.

•	On the rider anniversary following the waiting period: If a withdrawal was taken during the waiting period and you did not decline any annual rider fee increase as described in the rider charges provision, the BB, WAB and PBG are reset to the contract value. If a withdrawal was taken during the waiting period and you declined any annual rider fee increase, the BB and PBG are reset to the lesser of (1) the BB or PBG (as applicable) at the time of the first withdrawal, plus any additional purchase payments since the time of the first withdrawal, minus all withdrawals, or (2) the contract value. The WAB will be reset to the BB.

•	The WAB on rider anniversaries: Unless you decline any annual rider fee increase or take a withdrawal during the waiting period, the WAB (after any rider credit is added) will be increased to the contract value, if the contract value is greater. If a withdrawal was taken during the waiting period, the WAB will be increased to the contract value, if the contract value is greater, starting on the rider anniversary following the waiting period.

Rider Credits: If you did not take any withdrawals and you did not decline any annual rider fee increase, a rider credit may be available for the first ten rider anniversaries. On the first rider anniversary, the rider credit equals the credit base (CB) 180 days following the rider effective date multiplied by 8%. On any subsequent rider credit anniversaries, the rider credit equals the CB as of the prior rider anniversary multiplied by 6%. On the first rider anniversary the BB and WAB will be set to the greater of the current BB, or the BB 180 days following the contract date increased by the rider credit and any additional purchase payments since 180 days following the rider effective date. On any subsequent rider credit anniversaries the BB and WAB will be set to the greater of the current BB, or the BB on the prior rider anniversary increased by the rider credit and any additional purchase payments since the prior rider anniversary. If the CB is greater than zero, the CB will be permanently reset to zero on the 10th rider anniversary after any adjustment to the WAB and BB, and there will be no additional rider credits.

Annual step ups: Beginning with the first rider anniversary, an annual step-up may be available. If you take any withdrawals during the waiting period, the annual step-up will not be available until the 3rd rider anniversary. If you decline any annual rider fee increase, future annual step-ups will no longer be available.

The annual step-up will be executed on any rider anniversary where the contract value is greater than the PBG or the BB after any rider credit is added. If an annual step-up is executed, the PBG, BB and lifetime payment percentage will be adjusted as follows: The PBG will be increased to the contract value, if the contract value is greater. The BB (after any rider credit is added) will be increased to the contract value, if the contract value is greater. If the covered person’s attained age (Joint Life: younger covered spouses attained age) on the rider anniversary is in a higher age band and (1) there is an increase to BB due to a step-up or (2) the BB is at the maximum of $10,000,000 so there was no step-up of the BB, then the higher age band will be used to determine the appropriate lifetime payment percentage, regardless of any prior withdrawals.

OTHER PROVISIONS
Required Minimum Distributions (RMD): If you are taking RMDs from your contract and your RMD calculated separately for your contract is greater than the remaining annual lifetime payment on the most recent contract anniversary, the portion of

 196  RIVERSOURCE INNOVATIONS SELECT VARIABLE ANNUITY — PROSPECTUS

your RMD that exceeds the benefit amount will not be subject to excess withdrawal processing provided that the following conditions are met:

•	The withdrawal is after the waiting period;

•	The annual lifetime payment is available;

•	The RMD is for your contract alone;

•	The RMD is based on your recalculated life expectancy taken from the Uniform Lifetime Table under the Code; and

•	The RMD amount is otherwise based on the requirements of section 401(a) (9), related Code provisions and regulations thereunder that were in effect on the contract date.

RMD rules follow the calendar year which most likely does not coincide with your contract year and therefore may limit when you can take your RMD and not be subject to excess withdrawal processing. A withdrawal during the waiting period will reset the benefit base, the withdrawal adjustment base and the principal back guarantee to the contract value at the end of the waiting period. After the waiting period, a withdrawal taken before the annual lifetime payment is established or withdrawing amounts greater than the remaining annual lifetime payment that do not meet these conditions will result in excess withdrawal processing. The amount in excess of the RALP that is not subject to excess withdrawal processing will be recalculated if the ALP changes due to lifetime payment percentage changes. See Appendix E for additional information.

Spousal Option to Continue the Contract upon Owner’s Death (Spousal Continuation):
Single Life: If a surviving spouse elects to continue the contract and continues the contract as the new owner under the spousal continuation provision of the contract, the SecureSource Stages — Single Life rider terminates.

Joint Life: If a surviving spouse is a covered spouse and elects the spousal continuation provision of the contract as the new owner, the SecureSource Stages — Joint Life rider also continues. The surviving covered spouse can name a new beneficiary; however, a new covered spouse cannot be added to the rider.

At the time of spousal continuation, a step-up may be available. If you decline a rider fee increase or the spousal continuation occurs during the waiting period and a withdrawal was taken, a step up is not available. All annual step-up rules (see “Rider Anniversary Processing — Annual Step-Up” heading above) also apply to the spousal continuation step-up. The WAB will be increased to the contract value if the contract value is greater. The spousal continuation step-up is processed on the valuation date spousal continuation is effective.

Rules for Surrender: Minimum account values following a surrender no longer apply to your contract. For withdrawals, the withdrawal will be taken from all accounts and the variable subaccounts in the same proportion as your interest in each bears to the contract value. You cannot specify from which accounts the withdrawal is to be taken.

If your contract value is reduced to zero, the CB, if greater than zero, will be permanently reset to zero, and there will be no additional rider credits. Also, the following will occur:

•	If the ALP is not established and if the contract value is reduced to zero as a result of fees or charges, then the owner must wait until the ALP would be established, and the ALP will be paid annually until the death of the covered person (Joint Life: both covered spouses).

•	If the ALP is established and if the contract value is reduced to zero as a result of fees or charges, or as a result of a withdrawal that is less than or equal to the RALP, then the owner will receive the ALP paid annually until the death of the covered person (Joint Life: both covered spouses).

In either case above:

–	These annualized amounts will be paid in monthly installments. If the monthly payment is less than $100, We have the right to change the frequency, but no less frequently than annually.

–	We will no longer accept additional purchase payments.

–	No more charges will be collected for the rider.

–	The current ALP is fixed for as long as payments are made.

–	The death benefit becomes the remaining schedule of annual lifetime payments, if any, until total payments to the owner and the beneficiary are equal to the PBG at the time the contract value falls to zero.

–	The amount paid in the current contract year will be reduced for any prior withdrawals in that year.

•	If the ALP is not established and if the contract value is reduced to zero as a result of a withdrawal, this rider and the contract will terminate.

•	If the ALP is established and if the contract value is reduced to zero as a result of a withdrawal that is greater than the RALP, this rider and the contract will terminate.

RIVERSOURCE INNOVATIONS SELECT VARIABLE ANNUITY — PROSPECTUS 197

At Death:
Single Life: If the contract is jointly owned and an owner dies when the contract value is greater than zero, the lifetime benefit for the covered person will cease even if the covered person is still living or if the contract is continued under the spousal continuation option.

Joint Life: If the death benefit becomes payable at the death of a covered spouse, the surviving covered spouse must utilize the spousal continuation option to continue the lifetime benefit. If spousal continuation is not available, the rider terminates. The lifetime benefit ends at the death of the surviving covered spouse.

If the contract value is greater than zero when the death benefit becomes payable, the beneficiary may:

•	elect to take the death benefit under the terms of the contract, or

•	elect to take the principal back guarantee available under this rider, or

•	continue the contract and the SecureSource Stages rider under the spousal continuation option.

For single and joint life, if the beneficiary elects the principal back guarantee under this rider, the following will occur:

•	If the PBG is greater than zero and the ALP is established, the ALP on the date of death will be paid until total payments to the beneficiary are equal to the PBG on the date of death.

•	If the PBG is greater than zero and the ALP is not established, the BB on the date of death multiplied by the lifetime payment percentage used for the youngest age of the covered spouses in the first age band shown on the contract data page will be paid annually until total payments to the beneficiary are equal to the PBG on the date of death.

In either of the above cases:

•	After the date of death, there will be no additional rider credits or annual step-ups.

•	The lifetime payment percentage used will be set as of the date of death.

•	The amount paid in the current contract year will be reduced for any prior withdrawals in that year.

On the date of death (Joint life: remaining covered spouse’s date of death), if the CB is greater than zero, the CB will be permanently reset to zero, and there will be no additional rider credits.

If the PBG equals zero, the benefit terminates. No further payments are made.

Contract Ownership Change:
Single Life: If allowed by state law, change of ownership is subject to our approval. If there is a change of ownership and the covered person remains the same, the rider continues with no change to any of the rider benefits. If there is a change of ownership and the covered person would be different, the rider terminates.

Joint Life: Ownership changes are only allowed between the covered spouses or their revocable trust(s) and are subject to our approval, if allowed by state law. No other ownership changes are allowed as long as the rider is in force.

Assignment: If allowed by state law, an assignment is subject to our approval.

Annuity Provisions: You can choose one of the payout options available under the contract or an alternative fixed annuity payout option available under the SecureSource Stages rider. Under the rider’s payout option, the minimum amount payable shown in Table B, will not apply and you will receive the annual lifetime payment provided by this rider until the later of the death of the covered person (Joint Life: both covered spouses) or depletion of the principal back guarantee. If you choose to receive the ALP, the amount payable each year will be equal to the annual lifetime payment on the annuitization start date. The amount paid in the current contract year will be reduced for any prior withdrawals in that year. These annualized amounts will be paid in monthly installments. If the monthly payment is less than $100, we have the right to change the frequency, but no less frequently than annually.

If you choose to receive the ALP rather than a payout option available under the contract, all other contract features, rider features and charges terminate after the annuitization start date except for the PBG.

RIDER TERMINATION
The SecureSource Stages rider cannot be terminated either by you or us except as follows:

•	Single Life: a change of ownership that would result in a different covered person will terminate the rider.

•	Single Life: after the death benefit is payable, the rider will terminate.

•	Single Life: spousal continuation will terminate the rider.

•	Joint Life: After the death benefit is payable the rider will terminate if anyone other than a covered spouse continues the contract. However, if the covered spouse continues the contract as an inherited IRA or as a beneficiary of a participant in an employer sponsored retirement plan, the rider will terminate.

•	On the annuitization start date, the rider will terminate.

 198  RIVERSOURCE INNOVATIONS SELECT VARIABLE ANNUITY — PROSPECTUS

•	You may terminate the rider if your annual rider fee would increase more than 0.25 percentage points (See “Charges — SecureSource Stages rider fee”)

•	When the contract value is reduced to zero and either the withdrawal taken when the annual lifetime payment is not established or a withdrawal in excess of the remaining annual lifetime payment is taken, the rider will terminate.

•	Termination of the contract for any reason will terminate the rider.

For an example, see Appendix D.

RIVERSOURCE INNOVATIONS SELECT VARIABLE ANNUITY — PROSPECTUS 199

Appendix Q: Condensed Financial Information (Unaudited)

The following tables give per-unit information about the financial history of the subaccounts representing the lowest and highest total annual variable account expense combinations. The date in which operations commenced in each subaccount is noted in parentheses. The SAI contains tables that give per-unit information about the financial history of each existing subaccount. We have not provided this information for subaccounts (if any) that were not available under your contract as of Dec. 31, 2012. You may obtain a copy of the SAI without charge by contacting us at the telephone number or address listed on the first page of the prospectus.

Variable account charges of 1.00% of the daily net assets of the variable account.
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

AllianceBernstein VPS Global Thematic Growth Portfolio (Class B) (05/30/2000)
Accumulation unit value at beginning of period	$0.40	$0.53	$0.45	$0.30	$0.57	$0.48	$0.45	$0.44	$0.42	$0.30
Accumulation unit value at end of period	$0.45	$0.40	$0.53	$0.45	$0.30	$0.57	$0.48	$0.45	$0.44	$0.42
Number of accumulation units outstanding at end of period (000 omitted)	64	89	80	126	156	276	482	552	588	655

AllianceBernstein VPS Growth and Income Portfolio (Class B) (05/30/2000)
Accumulation unit value at beginning of period	$1.09	$1.04	$0.93	$0.78	$1.33	$1.28	$1.11	$1.07	$0.97	$0.74
Accumulation unit value at end of period	$1.27	$1.09	$1.04	$0.93	$0.78	$1.33	$1.28	$1.11	$1.07	$0.97
Number of accumulation units outstanding at end of period (000 omitted)	253	295	416	688	1,006	1,348	1,482	1,471	1,573	1,510

AllianceBernstein VPS International Value Portfolio (Class B) (11/30/2009)
Accumulation unit value at beginning of period	$0.83	$1.04	$1.01	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$0.94	$0.83	$1.04	$1.01	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	4	4	18	7	—	—	—	—	—	—

American Century VP Mid Cap Value, Class II (11/30/2009)
Accumulation unit value at beginning of period	$1.22	$1.24	$1.05	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.40	$1.22	$1.24	$1.05	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—

American Century VP Ultra®, Class II (11/30/2009)
Accumulation unit value at beginning of period	$1.18	$1.19	$1.03	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.33	$1.18	$1.19	$1.03	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—

American Century VP Value, Class II (11/30/2009)
Accumulation unit value at beginning of period	$1.15	$1.15	$1.03	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.31	$1.15	$1.15	$1.03	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—

ClearBridge Variable Small Cap Growth Portfolio – Class I (11/30/2009)
Accumulation unit value at beginning of period	$1.33	$1.33	$1.07	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.58	$1.33	$1.33	$1.07	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—

Columbia Variable Portfolio – Cash Management Fund (Class 3) (05/30/2000)
Accumulation unit value at beginning of period	$1.13	$1.14	$1.15	$1.16	$1.15	$1.10	$1.07	$1.05	$1.05	$1.06
Accumulation unit value at end of period	$1.12	$1.13	$1.14	$1.15	$1.16	$1.15	$1.10	$1.07	$1.05	$1.05
Number of accumulation units outstanding at end of period (000 omitted)	269	341	576	492	720	1,135	646	695	691	813

Columbia Variable Portfolio – Diversified Bond Fund (Class 3) (05/21/2002)
Accumulation unit value at beginning of period	$1.44	$1.37	$1.27	$1.12	$1.21	$1.16	$1.13	$1.11	$1.08	$1.04
Accumulation unit value at end of period	$1.54	$1.44	$1.37	$1.27	$1.12	$1.21	$1.16	$1.13	$1.11	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	268	317	645	713	743	1,355	1,120	1,133	1,115	572

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3) (05/21/2002)
Accumulation unit value at beginning of period	$1.48	$1.57	$1.36	$1.08	$1.83	$1.71	$1.44	$1.28	$1.10	$0.78
Accumulation unit value at end of period	$1.67	$1.48	$1.57	$1.36	$1.08	$1.83	$1.71	$1.44	$1.28	$1.10
Number of accumulation units outstanding at end of period (000 omitted)	87	130	223	356	367	455	367	326	294	140

Columbia Variable Portfolio – Emerging Markets Fund (Class 3) (11/30/2009)
Accumulation unit value at beginning of period	$0.97	$1.24	$1.04	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.16	$0.97	$1.24	$1.04	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	2	2	12	5	—	—	—	—	—	—

Columbia Variable Portfolio – High Income Fund (Class 2)* (11/30/2009)
Accumulation unit value at beginning of period	$1.19	$1.13	$1.02	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.36	$1.19	$1.13	$1.02	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—
*Columbia Variable Portfolio – High Income Fund (Class 2) is scheduled to be merged into Columbia Variable Portfolio – Income Opportunities Fund (Class 2) on April 29, 2013.

 200  RIVERSOURCE INNOVATIONS SELECT VARIABLE ANNUITY — PROSPECTUS

Variable account charges of 1.00% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

Columbia Variable Portfolio – High Yield Bond Fund (Class 3) (11/30/2009)
Accumulation unit value at beginning of period	$1.21	$1.16	$1.03	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.39	$1.21	$1.16	$1.03	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—

Columbia Variable Portfolio – Income Opportunities Fund (Class 3) (11/30/2009)
Accumulation unit value at beginning of period	$1.20	$1.14	$1.02	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.37	$1.20	$1.14	$1.02	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	23	24	37	15	—	—	—	—	—	—

Columbia Variable Portfolio – International Opportunity Fund (Class 3) (11/30/2009)
Accumulation unit value at beginning of period	$1.00	$1.15	$1.02	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.16	$1.00	$1.15	$1.02	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—

Columbia Variable Portfolio – Large Cap Growth Fund (Class 3) (05/21/2002)
Accumulation unit value at beginning of period	$1.05	$1.10	$0.95	$0.70	$1.27	$1.24	$1.13	$1.05	$0.98	$0.81
Accumulation unit value at end of period	$1.25	$1.05	$1.10	$0.95	$0.70	$1.27	$1.24	$1.13	$1.05	$0.98
Number of accumulation units outstanding at end of period (000 omitted)	6	6	6	7	24	30	33	24	28	24

Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3) (03/17/2006)
Accumulation unit value at beginning of period	$0.94	$0.90	$0.78	$0.63	$1.10	$1.08	$1.00	—	—	—
Accumulation unit value at end of period	$1.06	$0.94	$0.90	$0.78	$0.63	$1.10	$1.08	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	116	126	203	307	325	354	377	—	—	—

Columbia Variable Portfolio – Marsico Growth Fund (Class 1) (11/30/2009)
Accumulation unit value at beginning of period	$1.18	$1.22	$1.02	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.31	$1.18	$1.22	$1.02	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	9	9	45	20	—	—	—	—	—	—

Columbia Variable Portfolio – Marsico International Opportunities Fund (Class 2) (11/30/2009)
Accumulation unit value at beginning of period	$0.94	$1.13	$1.01	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.09	$0.94	$1.13	$1.01	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—

Columbia Variable Portfolio – Mid Cap Value Opportunity Fund (Class 3) (11/30/2009)
Accumulation unit value at beginning of period	$1.16	$1.28	$1.05	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.36	$1.16	$1.28	$1.05	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—

Columbia Variable Portfolio – S&P 500 Index Fund (Class 3) (05/30/2000)
Accumulation unit value at beginning of period	$0.93	$0.92	$0.81	$0.65	$1.04	$1.00	$0.88	$0.85	$0.78	$0.61
Accumulation unit value at end of period	$1.06	$0.93	$0.92	$0.81	$0.65	$1.04	$1.00	$0.88	$0.85	$0.78
Number of accumulation units outstanding at end of period (000 omitted)	258	291	404	521	683	746	811	799	771	748

Columbia Variable Portfolio – Small Cap Value Fund (Class 2) (11/30/2009)
Accumulation unit value at beginning of period	$1.24	$1.33	$1.06	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.36	$1.24	$1.33	$1.06	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	6	6	30	14	—	—	—	—	—	—

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 3) (05/30/2000)
Accumulation unit value at beginning of period	$1.30	$1.29	$1.27	$1.22	$1.26	$1.21	$1.18	$1.17	$1.17	$1.17
Accumulation unit value at end of period	$1.31	$1.30	$1.29	$1.27	$1.22	$1.26	$1.21	$1.18	$1.17	$1.17
Number of accumulation units outstanding at end of period (000 omitted)	132	158	313	373	561	759	861	873	916	849

Credit Suisse Trust – Commodity Return Strategy Portfolio (11/30/2009)
Accumulation unit value at beginning of period	$1.03	$1.19	$1.03	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.00	$1.03	$1.19	$1.03	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—

Dreyfus Variable Investment Fund International Equity Portfolio, Service Shares (11/30/2009)
Accumulation unit value at beginning of period	$0.93	$1.11	$1.02	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.14	$0.93	$1.11	$1.02	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—

Dreyfus Variable Investment Fund International Value Portfolio, Service Shares (11/30/2009)
Accumulation unit value at beginning of period	$0.84	$1.05	$1.02	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$0.94	$0.84	$1.05	$1.02	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—

Eaton Vance VT Floating-Rate Income Fund (11/30/2009)
Accumulation unit value at beginning of period	$1.12	$1.11	$1.02	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.19	$1.12	$1.11	$1.02	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	21	21	19	6	—	—	—	—	—	—

RIVERSOURCE INNOVATIONS SELECT VARIABLE ANNUITY — PROSPECTUS 201

Variable account charges of 1.00% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

Fidelity® VIP Contrafund® Portfolio Service Class 2 (05/21/2002)
Accumulation unit value at beginning of period	$1.57	$1.63	$1.41	$1.05	$1.85	$1.59	$1.44	$1.25	$1.10	$0.86
Accumulation unit value at end of period	$1.80	$1.57	$1.63	$1.41	$1.05	$1.85	$1.59	$1.44	$1.25	$1.10
Number of accumulation units outstanding at end of period (000 omitted)	363	447	873	1,505	1,719	1,897	2,032	2,013	1,844	1,212

Fidelity® VIP Investment Grade Bond Portfolio Service Class 2 (11/30/2009)
Accumulation unit value at beginning of period	$1.12	$1.06	$0.99	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.17	$1.12	$1.06	$0.99	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	3	3	28	9	—	—	—	—	—	—

Fidelity® VIP Mid Cap Portfolio Service Class 2 (05/21/2002)
Accumulation unit value at beginning of period	$1.98	$2.24	$1.76	$1.27	$2.13	$1.86	$1.68	$1.43	$1.16	$0.85
Accumulation unit value at end of period	$2.24	$1.98	$2.24	$1.76	$1.27	$2.13	$1.86	$1.68	$1.43	$1.16
Number of accumulation units outstanding at end of period (000 omitted)	183	212	350	628	721	821	841	769	737	543

Fidelity® VIP Overseas Portfolio Service Class 2 (05/21/2002)
Accumulation unit value at beginning of period	$1.21	$1.47	$1.32	$1.06	$1.90	$1.64	$1.41	$1.20	$1.07	$0.75
Accumulation unit value at end of period	$1.44	$1.21	$1.47	$1.32	$1.06	$1.90	$1.64	$1.41	$1.20	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	16	16	62	122	147	189	159	108	64	53

FTVIPT Franklin Income Securities Fund – Class 2 (11/30/2009)
Accumulation unit value at beginning of period	$1.18	$1.16	$1.04	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.31	$1.18	$1.16	$1.04	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	17	18	2	—	—	—	—	—	—	—

FTVIPT Templeton Global Bond Securities Fund – Class 2 (11/30/2009)
Accumulation unit value at beginning of period	$1.12	$1.14	$1.01	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.27	$1.12	$1.14	$1.01	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	21	22	28	9	—	—	—	—	—	—

FTVIPT Templeton Growth Securities Fund – Class 2 (11/30/2009)
Accumulation unit value at beginning of period	$1.00	$1.09	$1.02	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.20	$1.00	$1.09	$1.02	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—

Goldman Sachs VIT Mid Cap Value Fund – Institutional Shares (11/30/2009)
Accumulation unit value at beginning of period	$1.21	$1.30	$1.05	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.42	$1.21	$1.30	$1.05	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	2	2	11	5	—	—	—	—	—	—

Goldman Sachs VIT Structured U.S. Equity Fund – Institutional Shares (11/30/2009)
Accumulation unit value at beginning of period	$1.17	$1.14	$1.02	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.33	$1.17	$1.14	$1.02	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—

Invesco V.I. American Franchise Fund, Series II Shares (04/27/2012)
Accumulation unit value at beginning of period	$1.00	—	—	—	—	—	—	—	—	—
Accumulation unit value at end of period	$0.97	—	—	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	8	—	—	—	—	—	—	—	—	—

Invesco V.I. Comstock Fund, Series II Shares (08/30/2002)
Accumulation unit value at beginning of period	$1.52	$1.57	$1.37	$1.08	$1.69	$1.75	$1.52	$1.48	$1.27	$0.98
Accumulation unit value at end of period	$1.79	$1.52	$1.57	$1.37	$1.08	$1.69	$1.75	$1.52	$1.48	$1.27
Number of accumulation units outstanding at end of period (000 omitted)	27	29	77	120	113	111	125	144	139	57

Invesco V.I. Global Health Care Fund, Series II Shares (11/30/2009)
Accumulation unit value at beginning of period	$1.12	$1.09	$1.04	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.33	$1.12	$1.09	$1.04	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	8	10	2	—	—	—	—	—	—	—

Invesco V.I. International Growth Fund, Series II Shares (11/30/2009)
Accumulation unit value at beginning of period	$1.05	$1.14	$1.03	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.20	$1.05	$1.14	$1.03	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	7	8	36	15	—	—	—	—	—	—

Invesco V.I. Mid Cap Growth Fund, Series II Shares (04/27/2012)
Accumulation unit value at beginning of period	$1.00	—	—	—	—	—	—	—	—	—
Accumulation unit value at end of period	$0.98	—	—	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	23	—	—	—	—	—	—	—	—	—

Janus Aspen Series Janus Portfolio: Service Shares (11/30/2009)
Accumulation unit value at beginning of period	$1.10	$1.17	$1.04	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.28	$1.10	$1.17	$1.04	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	8	8	39	17	—	—	—	—	—	—

 202  RIVERSOURCE INNOVATIONS SELECT VARIABLE ANNUITY — PROSPECTUS

Variable account charges of 1.00% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

MFS® Total Return Series – Service Class (05/30/2000)
Accumulation unit value at beginning of period	$1.48	$1.47	$1.35	$1.16	$1.51	$1.47	$1.33	$1.31	$1.19	$1.04
Accumulation unit value at end of period	$1.62	$1.48	$1.47	$1.35	$1.16	$1.51	$1.47	$1.33	$1.31	$1.19
Number of accumulation units outstanding at end of period (000 omitted)	584	662	1,080	1,849	2,581	3,209	3,243	3,188	2,934	2,457

MFS® Utilities Series – Service Class (05/21/2002)
Accumulation unit value at beginning of period	$2.74	$2.60	$2.31	$1.76	$2.85	$2.26	$1.74	$1.51	$1.17	$0.87
Accumulation unit value at end of period	$3.07	$2.74	$2.60	$2.31	$1.76	$2.85	$2.26	$1.74	$1.51	$1.17
Number of accumulation units outstanding at end of period (000 omitted)	17	18	23	33	60	136	124	98	53	40

Morgan Stanley UIF Global Real Estate Portfolio, Class II Shares (11/30/2009)
Accumulation unit value at beginning of period	$1.11	$1.25	$1.03	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.43	$1.11	$1.25	$1.03	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	17	20	7	3	—	—	—	—	—	—

Morgan Stanley UIF Mid Cap Growth Portfolio, Class II Shares (11/30/2009)
Accumulation unit value at beginning of period	$1.24	$1.35	$1.03	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.34	$1.24	$1.35	$1.03	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—

Oppenheimer Capital Appreciation Fund/VA, Service Shares (05/21/2002)
Accumulation unit value at beginning of period	$1.08	$1.11	$1.03	$0.72	$1.34	$1.19	$1.11	$1.07	$1.01	$0.78
Accumulation unit value at end of period	$1.22	$1.08	$1.11	$1.03	$0.72	$1.34	$1.19	$1.11	$1.07	$1.01
Number of accumulation units outstanding at end of period (000 omitted)	53	64	217	274	315	318	339	399	377	130

Oppenheimer Global Fund/VA, Service Shares (05/21/2002)
Accumulation unit value at beginning of period	$1.49	$1.64	$1.44	$1.04	$1.76	$1.68	$1.44	$1.28	$1.09	$0.77
Accumulation unit value at end of period	$1.78	$1.49	$1.64	$1.44	$1.04	$1.76	$1.68	$1.44	$1.28	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	44	57	110	210	287	384	376	391	303	154

Oppenheimer Global Strategic Income Fund/VA, Service Shares (05/21/2002)
Accumulation unit value at beginning of period	$1.69	$1.70	$1.50	$1.28	$1.51	$1.39	$1.31	$1.29	$1.20	$1.04
Accumulation unit value at end of period	$1.90	$1.69	$1.70	$1.50	$1.28	$1.51	$1.39	$1.31	$1.29	$1.20
Number of accumulation units outstanding at end of period (000 omitted)	334	365	704	1,221	1,572	1,717	1,600	1,586	1,442	995

Oppenheimer Main Street Small Cap Fund®/VA, Service Shares (05/21/2002)
Accumulation unit value at beginning of period	$1.58	$1.63	$1.34	$0.99	$1.61	$1.65	$1.45	$1.34	$1.13	$0.79
Accumulation unit value at end of period	$1.84	$1.58	$1.63	$1.34	$0.99	$1.61	$1.65	$1.45	$1.34	$1.13
Number of accumulation units outstanding at end of period (000 omitted)	68	76	117	205	221	249	248	220	170	121

PIMCO VIT All Asset Portfolio, Advisor Class (11/30/2009)
Accumulation unit value at beginning of period	$1.12	$1.11	$0.99	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.28	$1.12	$1.11	$0.99	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	6	6	24	12	—	—	—	—	—	—

Variable Portfolio – Aggressive Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.08	$1.12	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.21	$1.08	$1.12	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	10,783	12,384	13,419	—	—	—	—	—	—	—

Variable Portfolio – Aggressive Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.08	$1.12	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.21	$1.08	$1.12	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	14,276	15,343	15,181	—	—	—	—	—	—	—

Variable Portfolio – BlackRock Global Inflation-Protected Securities Fund (Class 3) (11/30/2009)
Accumulation unit value at beginning of period	$1.10	$1.01	$0.98	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.16	$1.10	$1.01	$0.98	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	56	54	46	17	—	—	—	—	—	—

Variable Portfolio – Conservative Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.07	$1.04	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.13	$1.07	$1.04	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	5,340	5,679	5,530	—	—	—	—	—	—	—

Variable Portfolio – Conservative Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.07	$1.04	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.13	$1.07	$1.04	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	5,795	5,420	2,526	—	—	—	—	—	—	—

Variable Portfolio – Moderate Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.09	$1.09	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.19	$1.09	$1.09	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	58,269	57,387	56,613	—	—	—	—	—	—	—

RIVERSOURCE INNOVATIONS SELECT VARIABLE ANNUITY — PROSPECTUS 203

Variable account charges of 1.00% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

Variable Portfolio – Moderate Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.09	$1.09	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.19	$1.09	$1.09	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	55,694	56,777	57,303	—	—	—	—	—	—	—

Variable Portfolio – Moderately Aggressive Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.08	$1.11	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.21	$1.08	$1.11	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	37,012	40,955	40,503	—	—	—	—	—	—	—

Variable Portfolio – Moderately Aggressive Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.09	$1.11	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.21	$1.09	$1.11	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	36,928	40,197	41,590	—	—	—	—	—	—	—

Variable Portfolio – Moderately Conservative Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.08	$1.07	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.16	$1.08	$1.07	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	16,343	15,369	12,869	—	—	—	—	—	—	—

Variable Portfolio – Moderately Conservative Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.08	$1.07	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.16	$1.08	$1.07	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	16,620	15,201	16,063	—	—	—	—	—	—	—

Variable Portfolio – Partners Small Cap Value Fund (Class 3) (05/21/2002)
Accumulation unit value at beginning of period	$1.60	$1.69	$1.38	$1.02	$1.50	$1.59	$1.34	$1.28	$1.08	$0.79
Accumulation unit value at end of period	$1.80	$1.60	$1.69	$1.38	$1.02	$1.50	$1.59	$1.34	$1.28	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	33	35	45	62	68	80	78	77	86	54

Variable Portfolio – Sit Dividend Growth Fund (Class 3) (11/30/2009)
Accumulation unit value at beginning of period	$1.08	$1.13	$1.03	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.19	$1.08	$1.13	$1.03	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	9	9	48	20	—	—	—	—	—	—

Variable Portfolio – Victory Established Value Fund (Class 3) (11/30/2009)
Accumulation unit value at beginning of period	$1.19	$1.29	$1.07	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.38	$1.19	$1.29	$1.07	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—

Wanger International (11/30/2009)
Accumulation unit value at beginning of period	$1.07	$1.27	$1.03	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.29	$1.07	$1.27	$1.03	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	2	2	15	5	—	—	—	—	—	—

Wanger USA (11/30/2009)
Accumulation unit value at beginning of period	$1.26	$1.32	$1.08	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.49	$1.26	$1.32	$1.08	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	2	2	10	5	—	—	—	—	—	—

Variable account charges of 2.00% of the daily net assets of the variable account.
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004

AllianceBernstein VPS Global Thematic Growth Portfolio (Class B) (05/01/2007)
Accumulation unit value at beginning of period	$0.78	$1.03	$0.89	$0.59	$1.15	$1.00	—	—	—
Accumulation unit value at end of period	$0.86	$0.78	$1.03	$0.89	$0.59	$1.15	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	11	11	11	—	—	—	—	—	—

AllianceBernstein VPS Growth and Income Portfolio (Class B) (04/30/2004)
Accumulation unit value at beginning of period	$1.03	$0.99	$0.89	$0.76	$1.30	$1.27	$1.10	$1.08	$1.00
Accumulation unit value at end of period	$1.18	$1.03	$0.99	$0.89	$0.76	$1.30	$1.27	$1.10	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	1	1	1	1	1

AllianceBernstein VPS International Value Portfolio (Class B) (04/30/2004)
Accumulation unit value at beginning of period	$0.91	$1.15	$1.13	$0.86	$1.87	$1.80	$1.36	$1.19	$1.00
Accumulation unit value at end of period	$1.02	$0.91	$1.15	$1.13	$0.86	$1.87	$1.80	$1.36	$1.19
Number of accumulation units outstanding at end of period (000 omitted)	97	119	166	258	325	254	299	244	97

American Century VP Mid Cap Value, Class II (05/01/2007)
Accumulation unit value at beginning of period	$0.95	$0.98	$0.84	$0.66	$0.90	$1.00	—	—	—
Accumulation unit value at end of period	$1.09	$0.95	$0.98	$0.84	$0.66	$0.90	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

 204  RIVERSOURCE INNOVATIONS SELECT VARIABLE ANNUITY — PROSPECTUS

Variable account charges of 2.00% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004

American Century VP Ultra®, Class II (04/30/2004)
Accumulation unit value at beginning of period	$1.01	$1.02	$0.90	$0.68	$1.19	$1.00	$1.06	$1.06	$1.00
Accumulation unit value at end of period	$1.12	$1.01	$1.02	$0.90	$0.68	$1.19	$1.00	$1.06	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	40	47	53	67	79	84	341	176	40

American Century VP Value, Class II (04/30/2004)
Accumulation unit value at beginning of period	$1.11	$1.12	$1.01	$0.86	$1.20	$1.30	$1.12	$1.09	$1.00
Accumulation unit value at end of period	$1.25	$1.11	$1.12	$1.01	$0.86	$1.20	$1.30	$1.12	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

ClearBridge Variable Small Cap Growth Portfolio – Class I (05/01/2007)
Accumulation unit value at beginning of period	$1.02	$1.03	$0.84	$0.60	$1.03	$1.00	—	—	—
Accumulation unit value at end of period	$1.19	$1.02	$1.03	$0.84	$0.60	$1.03	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Columbia Variable Portfolio – Cash Management Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$0.99	$1.01	$1.03	$1.05	$1.05	$1.02	$1.00	$0.99	$1.00
Accumulation unit value at end of period	$0.97	$0.99	$1.01	$1.03	$1.05	$1.05	$1.02	$1.00	$0.99
Number of accumulation units outstanding at end of period (000 omitted)	25	27	27	135	79	179	46	12	3

Columbia Variable Portfolio – Diversified Bond Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.25	$1.19	$1.12	$1.00	$1.09	$1.06	$1.03	$1.03	$1.00
Accumulation unit value at end of period	$1.31	$1.25	$1.19	$1.12	$1.00	$1.09	$1.06	$1.03	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	12	30	31	486	520	845	368	—	—

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.24	$1.33	$1.16	$0.93	$1.59	$1.51	$1.28	$1.15	$1.00
Accumulation unit value at end of period	$1.38	$1.24	$1.33	$1.16	$0.93	$1.59	$1.51	$1.28	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	65	109	138	433	428	358	461	217	—

Columbia Variable Portfolio – Emerging Markets Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.91	$2.47	$2.10	$1.23	$2.72	$2.01	$1.53	$1.17	$1.00
Accumulation unit value at end of period	$2.26	$1.91	$2.47	$2.10	$1.23	$2.72	$2.01	$1.53	$1.17
Number of accumulation units outstanding at end of period (000 omitted)	29	38	50	92	136	101	171	143	66

Columbia Variable Portfolio – High Income Fund (Class 2)* (04/28/2006)
Accumulation unit value at beginning of period	$1.26	$1.21	$1.10	$0.78	$1.06	$1.06	$1.00	—	—
Accumulation unit value at end of period	$1.42	$1.26	$1.21	$1.10	$0.78	$1.06	$1.06	—	—
Number of accumulation units outstanding at end of period (000 omitted)	25	29	30	24	31	33	100	—	—
*Columbia Variable Portfolio – High Income Fund (Class 2) is scheduled to be merged into Columbia Variable Portfolio – Income Opportunities Fund (Class 2) on April 29, 2013.

Columbia Variable Portfolio – High Yield Bond Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.53	$1.48	$1.32	$0.88	$1.19	$1.20	$1.10	$1.08	$1.00
Accumulation unit value at end of period	$1.73	$1.53	$1.48	$1.32	$0.88	$1.19	$1.20	$1.10	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	50	68	154	172	215	267	389	278	141

Columbia Variable Portfolio – Income Opportunities Fund (Class 3) (06/01/2004)
Accumulation unit value at beginning of period	$1.51	$1.45	$1.31	$0.94	$1.18	$1.17	$1.11	$1.09	$1.00
Accumulation unit value at end of period	$1.70	$1.51	$1.45	$1.31	$0.94	$1.18	$1.17	$1.11	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	2	9	10	206	152	192	84	—	—

Columbia Variable Portfolio – International Opportunity Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.19	$1.39	$1.25	$1.00	$1.71	$1.55	$1.27	$1.14	$1.00
Accumulation unit value at end of period	$1.38	$1.19	$1.39	$1.25	$1.00	$1.71	$1.55	$1.27	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Columbia Variable Portfolio – Large Cap Growth Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.00	$1.05	$0.92	$0.68	$1.25	$1.24	$1.14	$1.07	$1.00
Accumulation unit value at end of period	$1.18	$1.00	$1.05	$0.92	$0.68	$1.25	$1.24	$1.14	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	5	19	22	—	—	—

Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.02	$0.99	$0.86	$0.71	$1.25	$1.24	$1.09	$1.05	$1.00
Accumulation unit value at end of period	$1.14	$1.02	$0.99	$0.86	$0.71	$1.25	$1.24	$1.09	$1.05
Number of accumulation units outstanding at end of period (000 omitted)	104	112	256	279	279	273	345	410	258

Columbia Variable Portfolio – Marsico Growth Fund (Class 1) (05/01/2007)
Accumulation unit value at beginning of period	$0.94	$0.98	$0.82	$0.66	$1.12	$1.00	—	—	—
Accumulation unit value at end of period	$1.03	$0.94	$0.98	$0.82	$0.66	$1.12	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	3	17	17	363	289	252	—	—	—

Columbia Variable Portfolio – Marsico International Opportunities Fund (Class 2) (05/01/2007)
Accumulation unit value at beginning of period	$0.71	$0.86	$0.77	$0.57	$1.13	$1.00	—	—	—
Accumulation unit value at end of period	$0.82	$0.71	$0.86	$0.77	$0.57	$1.13	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Columbia Variable Portfolio – Mid Cap Value Opportunity Fund (Class 3) (05/01/2007)
Accumulation unit value at beginning of period	$0.80	$0.89	$0.74	$0.53	$0.99	$1.00	—	—	—
Accumulation unit value at end of period	$0.92	$0.80	$0.89	$0.74	$0.53	$0.99	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

RIVERSOURCE INNOVATIONS SELECT VARIABLE ANNUITY — PROSPECTUS 205

Variable account charges of 2.00% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004

Columbia Variable Portfolio – S&P 500 Index Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.10	$1.10	$0.98	$0.79	$1.29	$1.25	$1.11	$1.08	$1.00
Accumulation unit value at end of period	$1.24	$1.10	$1.10	$0.98	$0.79	$1.29	$1.25	$1.11	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	36	36	20	3	4	6	7	8	3

Columbia Variable Portfolio – Small Cap Value Fund (Class 2) (04/30/2004)
Accumulation unit value at beginning of period	$1.32	$1.44	$1.16	$0.95	$1.35	$1.41	$1.20	$1.16	$1.00
Accumulation unit value at end of period	$1.44	$1.32	$1.44	$1.16	$0.95	$1.35	$1.41	$1.20	$1.16
Number of accumulation units outstanding at end of period (000 omitted)	2	8	14	197	155	161	—	—	—

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.03	$1.04	$1.03	$0.99	$1.04	$1.01	$0.99	$1.00	$1.00
Accumulation unit value at end of period	$1.03	$1.03	$1.04	$1.03	$0.99	$1.04	$1.01	$0.99	$1.00
Number of accumulation units outstanding at end of period (000 omitted)	17	30	30	102	66	140	131	58	29

Credit Suisse Trust – Commodity Return Strategy Portfolio (05/01/2007)
Accumulation unit value at beginning of period	$0.82	$0.95	$0.83	$0.71	$1.10	$1.00	—	—	—
Accumulation unit value at end of period	$0.78	$0.82	$0.95	$0.83	$0.71	$1.10	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Dreyfus Variable Investment Fund International Equity Portfolio, Service Shares (05/01/2007)
Accumulation unit value at beginning of period	$0.68	$0.81	$0.75	$0.61	$1.09	$1.00	—	—	—
Accumulation unit value at end of period	$0.81	$0.68	$0.81	$0.75	$0.61	$1.09	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Dreyfus Variable Investment Fund International Value Portfolio, Service Shares (04/30/2004)
Accumulation unit value at beginning of period	$0.97	$1.22	$1.19	$0.93	$1.52	$1.49	$1.25	$1.14	$1.00
Accumulation unit value at end of period	$1.07	$0.97	$1.22	$1.19	$0.93	$1.52	$1.49	$1.25	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Eaton Vance VT Floating-Rate Income Fund (05/01/2007)
Accumulation unit value at beginning of period	$1.06	$1.06	$0.99	$0.70	$0.98	$1.00	—	—	—
Accumulation unit value at end of period	$1.12	$1.06	$1.06	$0.99	$0.70	$0.98	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	4	9	23	164	146	204	—	—	—

Fidelity® VIP Contrafund® Portfolio Service Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.29	$1.36	$1.18	$0.89	$1.59	$1.38	$1.26	$1.11	$1.00
Accumulation unit value at end of period	$1.47	$1.29	$1.36	$1.18	$0.89	$1.59	$1.38	$1.26	$1.11
Number of accumulation units outstanding at end of period (000 omitted)	130	176	304	388	550	587	963	536	195

Fidelity® VIP Investment Grade Bond Portfolio Service Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.27	$1.21	$1.15	$1.01	$1.07	$1.05	$1.03	$1.03	$1.00
Accumulation unit value at end of period	$1.31	$1.27	$1.21	$1.15	$1.01	$1.07	$1.05	$1.03	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	48	65	78	287	300	490	122	111	26

Fidelity® VIP Mid Cap Portfolio Service Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.56	$1.78	$1.41	$1.03	$1.74	$1.54	$1.40	$1.21	$1.00
Accumulation unit value at end of period	$1.75	$1.56	$1.78	$1.41	$1.03	$1.74	$1.54	$1.40	$1.21
Number of accumulation units outstanding at end of period (000 omitted)	22	29	37	90	136	109	127	60	4

Fidelity® VIP Overseas Portfolio Service Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.03	$1.27	$1.15	$0.93	$1.69	$1.48	$1.28	$1.10	$1.00
Accumulation unit value at end of period	$1.22	$1.03	$1.27	$1.15	$0.93	$1.69	$1.48	$1.28	$1.10
Number of accumulation units outstanding at end of period (000 omitted)	40	47	84	93	97	96	150	156	96

FTVIPT Franklin Income Securities Fund – Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.33	$1.33	$1.20	$0.91	$1.31	$1.29	$1.11	$1.12	$1.00
Accumulation unit value at end of period	$1.47	$1.33	$1.33	$1.20	$0.91	$1.31	$1.29	$1.11	$1.12
Number of accumulation units outstanding at end of period (000 omitted)	3	9	33	9	28	31	33	34	29

FTVIPT Templeton Global Bond Securities Fund – Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.75	$1.80	$1.60	$1.38	$1.32	$1.22	$1.10	$1.16	$1.00
Accumulation unit value at end of period	$1.97	$1.75	$1.80	$1.60	$1.38	$1.32	$1.22	$1.10	$1.16
Number of accumulation units outstanding at end of period (000 omitted)	46	63	115	259	283	481	448	244	107

FTVIPT Templeton Growth Securities Fund – Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.00	$1.09	$1.04	$0.81	$1.43	$1.43	$1.19	$1.12	$1.00
Accumulation unit value at end of period	$1.18	$1.00	$1.09	$1.04	$0.81	$1.43	$1.43	$1.19	$1.12
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Goldman Sachs VIT Mid Cap Value Fund – Institutional Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.38	$1.50	$1.22	$0.94	$1.52	$1.50	$1.32	$1.19	$1.00
Accumulation unit value at end of period	$1.60	$1.38	$1.50	$1.22	$0.94	$1.52	$1.50	$1.32	$1.19
Number of accumulation units outstanding at end of period (000 omitted)	41	53	87	155	185	225	289	177	70

Goldman Sachs VIT Structured U.S. Equity Fund – Institutional Shares (05/01/2007)
Accumulation unit value at beginning of period	$0.77	$0.76	$0.69	$0.58	$0.93	$1.00	—	—	—
Accumulation unit value at end of period	$0.87	$0.77	$0.76	$0.69	$0.58	$0.93	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

 206  RIVERSOURCE INNOVATIONS SELECT VARIABLE ANNUITY — PROSPECTUS

Variable account charges of 2.00% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004

Invesco V.I. American Franchise Fund, Series II Shares (04/27/2012)
Accumulation unit value at beginning of period	$1.00	—	—	—	—	—	—	—	—
Accumulation unit value at end of period	$0.96	—	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Invesco V.I. Comstock Fund, Series II Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.08	$1.13	$0.99	$0.79	$1.25	$1.31	$1.15	$1.13	$1.00
Accumulation unit value at end of period	$1.26	$1.08	$1.13	$0.99	$0.79	$1.25	$1.31	$1.15	$1.13
Number of accumulation units outstanding at end of period (000 omitted)	141	195	315	440	509	526	817	589	206

Invesco V.I. Global Health Care Fund, Series II Shares (05/01/2007)
Accumulation unit value at beginning of period	$0.94	$0.92	$0.89	$0.72	$1.03	$1.00	—	—	—
Accumulation unit value at end of period	$1.11	$0.94	$0.92	$0.89	$0.72	$1.03	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Invesco V.I. International Growth Fund, Series II Shares (05/01/2007)
Accumulation unit value at beginning of period	$0.81	$0.88	$0.80	$0.61	$1.04	$1.00	—	—	—
Accumulation unit value at end of period	$0.91	$0.81	$0.88	$0.80	$0.61	$1.04	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	2	14	41	282	132	103	—	—	—

Invesco V.I. Mid Cap Growth Fund, Series II Shares (04/27/2012)
Accumulation unit value at beginning of period	$1.00	—	—	—	—	—	—	—	—
Accumulation unit value at end of period	$0.97	—	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Janus Aspen Series Janus Portfolio: Service Shares (05/01/2007)
Accumulation unit value at beginning of period	$0.86	$0.93	$0.83	$0.62	$1.05	$1.00	—	—	—
Accumulation unit value at end of period	$0.99	$0.86	$0.93	$0.83	$0.62	$1.05	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	3	16	16	314	298	290	—	—	—

MFS® Total Return Series – Service Class (04/30/2004)
Accumulation unit value at beginning of period	$1.14	$1.15	$1.07	$0.93	$1.22	$1.20	$1.09	$1.09	$1.00
Accumulation unit value at end of period	$1.24	$1.14	$1.15	$1.07	$0.93	$1.22	$1.20	$1.09	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	9	9	9	—	—	—	—	—	—

MFS® Utilities Series – Service Class (04/30/2004)
Accumulation unit value at beginning of period	$2.09	$2.00	$1.80	$1.38	$2.27	$1.82	$1.41	$1.24	$1.00
Accumulation unit value at end of period	$2.32	$2.09	$2.00	$1.80	$1.38	$2.27	$1.82	$1.41	$1.24
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Morgan Stanley UIF Global Real Estate Portfolio, Class II Shares (05/01/2007)
Accumulation unit value at beginning of period	$0.67	$0.77	$0.64	$0.46	$0.85	$1.00	—	—	—
Accumulation unit value at end of period	$0.86	$0.67	$0.77	$0.64	$0.46	$0.85	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	2	6	64	100	52	—	—	—

Morgan Stanley UIF Mid Cap Growth Portfolio, Class II Shares (05/01/2007)
Accumulation unit value at beginning of period	$1.06	$1.17	$0.90	$0.58	$1.12	$1.00	—	—	—
Accumulation unit value at end of period	$1.13	$1.06	$1.17	$0.90	$0.58	$1.12	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Oppenheimer Capital Appreciation Fund/VA, Service Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.00	$1.03	$0.96	$0.68	$1.28	$1.15	$1.09	$1.06	$1.00
Accumulation unit value at end of period	$1.11	$1.00	$1.03	$0.96	$0.68	$1.28	$1.15	$1.09	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	36	44	77	70	80	65	152	149	51

Oppenheimer Global Fund/VA, Service Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.25	$1.39	$1.23	$0.90	$1.54	$1.48	$1.29	$1.15	$1.00
Accumulation unit value at end of period	$1.48	$1.25	$1.39	$1.23	$0.90	$1.54	$1.48	$1.29	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	3	3	3	3	4	6	8	9	3

Oppenheimer Global Strategic Income Fund/VA, Service Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.31	$1.32	$1.18	$1.01	$1.21	$1.13	$1.07	$1.07	$1.00
Accumulation unit value at end of period	$1.45	$1.31	$1.32	$1.18	$1.01	$1.21	$1.13	$1.07	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	111	156	263	573	562	807	629	440	207

Oppenheimer Main Street Small Cap Fund®/VA, Service Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.28	$1.34	$1.11	$0.83	$1.36	$1.41	$1.25	$1.16	$1.00
Accumulation unit value at end of period	$1.48	$1.28	$1.34	$1.11	$0.83	$1.36	$1.41	$1.25	$1.16
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	1	2	2	2	—

PIMCO VIT All Asset Portfolio, Advisor Class (05/01/2007)
Accumulation unit value at beginning of period	$1.12	$1.12	$1.01	$0.85	$1.03	$1.00	—	—	—
Accumulation unit value at end of period	$1.26	$1.12	$1.12	$1.01	$0.85	$1.03	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	4	12	12	192	276	368	—	—	—

Variable Portfolio – Aggressive Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.06	$1.11	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.18	$1.06	$1.11	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	194	196	167	—	—	—	—	—	—

RIVERSOURCE INNOVATIONS SELECT VARIABLE ANNUITY — PROSPECTUS 207

Variable account charges of 2.00% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004

Variable Portfolio – Aggressive Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.06	$1.11	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.18	$1.06	$1.11	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	26	29	132	—	—	—	—	—	—

Variable Portfolio – BlackRock Global Inflation-Protected Securities Fund (Class 3) (05/01/2006)
Accumulation unit value at beginning of period	$1.22	$1.14	$1.11	$1.06	$1.08	$1.02	$1.00	—	—
Accumulation unit value at end of period	$1.27	$1.22	$1.14	$1.11	$1.06	$1.08	$1.02	—	—
Number of accumulation units outstanding at end of period (000 omitted)	6	26	28	346	223	382	430	—	—

Variable Portfolio – Conservative Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.05	$1.04	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.10	$1.05	$1.04	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	633	559	683	—	—	—	—	—	—

Variable Portfolio – Conservative Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.05	$1.04	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.10	$1.05	$1.04	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	66	67	175	—	—	—	—	—	—

Variable Portfolio – Moderate Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.07	$1.09	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.16	$1.07	$1.09	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,827	1,745	1,181	—	—	—	—	—	—

Variable Portfolio – Moderate Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.07	$1.09	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.16	$1.07	$1.09	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	3,343	3,206	3,977	—	—	—	—	—	—

Variable Portfolio – Moderately Aggressive Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.07	$1.10	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.17	$1.07	$1.10	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,013	1,623	1,506	—	—	—	—	—	—

Variable Portfolio – Moderately Aggressive Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.07	$1.10	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.17	$1.07	$1.10	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,723	2,462	2,178	—	—	—	—	—	—

Variable Portfolio – Moderately Conservative Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.06	$1.06	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.13	$1.06	$1.06	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	371	394	620	—	—	—	—	—	—

Variable Portfolio – Moderately Conservative Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.06	$1.06	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.13	$1.06	$1.06	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	58	61	100	—	—	—	—	—	—

Variable Portfolio – Partners Small Cap Value Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.34	$1.43	$1.17	$0.88	$1.31	$1.40	$1.19	$1.15	$1.00
Accumulation unit value at end of period	$1.49	$1.34	$1.43	$1.17	$0.88	$1.31	$1.40	$1.19	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	69	82	136	167	190	222	276	305	123

Variable Portfolio – Sit Dividend Growth Fund (Class 3) (05/01/2007)
Accumulation unit value at beginning of period	$0.79	$0.84	$0.76	$0.59	$0.99	$1.00	—	—	—
Accumulation unit value at end of period	$0.86	$0.79	$0.84	$0.76	$0.59	$0.99	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	4	21	21	391	251	239	—	—	—

Variable Portfolio – Victory Established Value Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.16	$1.26	$1.06	$0.79	$1.27	$1.23	$1.08	$1.10	$1.00
Accumulation unit value at end of period	$1.33	$1.16	$1.26	$1.06	$0.79	$1.27	$1.23	$1.08	$1.10
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Wanger International (04/30/2004)
Accumulation unit value at beginning of period	$1.76	$2.10	$1.71	$1.17	$2.19	$1.92	$1.43	$1.20	$1.00
Accumulation unit value at end of period	$2.09	$1.76	$2.10	$1.71	$1.17	$2.19	$1.92	$1.43	$1.20
Number of accumulation units outstanding at end of period (000 omitted)	17	23	22	79	123	88	117	92	25

Wanger USA (04/30/2004)
Accumulation unit value at beginning of period	$1.29	$1.37	$1.13	$0.81	$1.37	$1.33	$1.26	$1.15	$1.00
Accumulation unit value at end of period	$1.52	$1.29	$1.37	$1.13	$0.81	$1.37	$1.33	$1.26	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	36	48	83	154	168	174	174	158	63

 208  RIVERSOURCE INNOVATIONS SELECT VARIABLE ANNUITY — PROSPECTUS

Table of Contents of the Statement of Additional Information

Calculating Annuity Payouts	p. 3

Rating Agencies	p. 4

Revenues Received During Calendar Year 2012	p. 4

Principal Underwriter	p. 5

Independent Registered Public Accounting Firms	p. 5

Condensed Financial Information (Unaudited)	p. 6

Financial Statements

RIVERSOURCE INNOVATIONS SELECT VARIABLE ANNUITY — PROSPECTUS 209

RiverSource Life Insurance Company
829 Ameriprise Financial Center
Minneapolis, MN 55474
1-800-333-3437

RiverSource Distributors, Inc. (Distributor), Member FINRA.
Insurance and annuity products are issued by RiverSource Life Insurance Company.

©2008-2013 RiverSource Life Insurance Company. All rights reserved.
45304 P (4/13)

Prospectus

April 29, 2013

RiverSource® FlexChoice Select Variable Annuity

CONTRACT OPTION L: INDIVIDUAL FLEXIBLE PREMIUM DEFERRED COMBINATION FIXED/
VARIABLE ANNUITY

CONTRACT OPTION C: INDIVIDUAL FLEXIBLE PREMIUM DEFERRED COMBINATION FIXED/
VARIABLE ANNUITY

New contracts are not currently being offered.

Issued by:	RiverSource Life Insurance Company (RiverSource Life)

829 Ameriprise Financial Center
Minneapolis, MN 55474
Telephone: 1-800-333-3437
(Corporate Office)
RiverSource Variable Annuity Account/RiverSource MVA Account

This prospectus describes two versions of the Contract Option L and Contract Option C: the Current Contract (applications signed on or after Nov. 30, 2009, subject to state availability) and the Original Contract (applications signed prior to Nov. 30, 2009, or in states where the Current Contract was unavailable). The information in this prospectus applies to both contracts unless stated otherwise.

This prospectus contains information that you should know before investing. Prospectuses are also available for:

AllianceBernstein Variable Products Series Fund, Inc. (Class B)
American Century® Variable Portfolios, Inc., Class II
Columbia Funds Variable Insurance Trust
Columbia Funds Variable Series Trust II
Credit Suisse Trust
Dreyfus Variable Investment Fund, Service Share Class
Eaton Vance Variable Trust (VT)
Fidelity® Variable Insurance Products Service Class 2
Franklin® Templeton® Variable Insurance Products
  Trust (FTVIPT) – Class 2
Goldman Sachs Variable Insurance Trust (VIT)
Invesco Variable Insurance Funds
Janus Aspen Series: Service Shares
Legg Mason Partners Variable Equity Trust
MFS® Variable Insurance Trustsm – Service Class
Morgan Stanley Universal Institutional Funds (UIF)
Oppenheimer Variable Account Funds, Service Shares
PIMCO Variable Insurance Trust (VIT)
Putnam Variable Trust – Class IB Shares
Wanger Advisors Trust

Some funds may not be available in your contract. Please read the prospectuses carefully and keep them for future reference.

The Securities and Exchange Commission (SEC) has not approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

An investment in this contract is not a deposit of a bank or financial institution and is not insured or guaranteed by the Federal Deposit Insurance Corporation (FDIC) or any other government agency. An investment in this contract involves investment risk including the possible loss of principal.

A Statement of Additional Information (SAI), dated the same date as this prospectus, is incorporated by reference into this prospectus. It is filed with the SEC and is available without charge by contacting RiverSource Life at the telephone number and address listed above. The table of contents of the SAI is on the last page of this prospectus. The SEC maintains an Internet site. This prospectus, the SAI and other information about the product are available on the EDGAR Database on the SEC’s Internet site at (http://www.sec.gov).

Variable annuities are insurance products that are complex investment vehicles. Before you invest, be sure to ask your investment professional about the variable annuity’s features, benefits, risks and fees, and whether the variable annuity is appropriate for you, based upon your financial situation and objectives.

The contracts and/or certain optional benefits described in this prospectus may not be available in all jurisdictions. This prospectus constitutes an offering or solicitation only in those jurisdictions where such offering or solicitation may lawfully be made. State variations are covered in a special contract form used in that state. This prospectus provides a general description of the contract. Your actual contract and any riders or endorsements are the controlling documents.

RiverSource Life has not authorized any person to give any information or to make any representations regarding the contract other than those contained in this prospectus or the fund prospectuses. Do not rely on any such information or representations.

RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 1

RiverSource Life offers other variable annuity contracts in addition to the contracts described in this prospectus which your investment professional may or may not be authorized to offer to you. Each annuity has different features and optional benefits that may be appropriate for you based on your individual financial situation and needs, your age and how you intend to use the annuity. The different features and benefits may include the investment and fund manager options, variations in interest rate amount and guarantees, credits, surrender charge schedules and access to your annuity account values. The fees and charges you will pay when buying, owning and surrendering money from the contracts we describe in this prospectus may be more or less than the fees and charges of other variable annuities we issue. A securities broker dealer authorized to sell the contracts described in this prospectus (selling firm) may not offer all the variable annuities we issue. In addition, some selling firms may not permit their investment professionals to sell the contracts and/or optional benefits described in this prospectus to persons over a certain age (which may be lower than age limits we set), or may otherwise restrict the sale of the optional benefits described in this prospectus by their investment professionals. You should ask your investment professional about his or her selling firm’s ability to offer you other variable annuities we issue (which might have lower fees and charges than the contracts described in this prospectus), and any limits the selling firm has placed on your investment professional’s ability to offer you the contracts and/or optional riders described in this prospectus.

 2  RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

Key Terms

These terms can help you understand details about your contract.

Accumulation unit: A measure of the value of each subaccount prior to the application of amounts to an annuity payment plan.

Annuitant: The person or persons on whose life or life expectancy the annuity payouts are based.

Annuitization start date: The date when annuity payments begin according to the applicable annuity payment plan (referred to as “Retirement date” in the Original Contract). Throughout this prospectus when we use the term “Annuitization start date,” it includes the term “Retirement date.”

Annuity payouts: An amount paid at regular intervals under one of several plans.

Assumed investment rate: The rate of return we assume your investments will earn when we calculate your initial annuity payout amount using the annuity table in your contract. The standard assumed investment rate we use is 5% but you may request we substitute an assumed investment rate of 3.5%.

Beneficiary: The person you designate to receive benefits in case of the owner’s death (Current Contract), or owner’s or annuitant’s death (Original Contract) while the contract is in force.

Close of business: The time the New York Stock Exchange (NYSE) closes (4 p.m. Eastern time unless the NYSE closes earlier).

Code: The Internal Revenue Code of 1986, as amended.

Contingent annuitant (Current Contract): The person who becomes the annuitant when the current annuitant dies prior to the annuitization start date. In the case of joint ownership, one owner must also be the contingent annuitant.

Contract: A deferred annuity contract that permits you to accumulate money for retirement by making one or more purchase payments. It provides for lifetime or other forms of payouts beginning at a specified time in the future.

Contract value: The total value of your contract before we deduct any applicable charges.

Contract year: A period of 12 months, starting on the effective date of your contract and on each anniversary of the effective date.

Fixed account: Our general account which includes the regular fixed account and the Special DCA fixed account (Current Contract) or the one-year fixed account and the DCA fixed account (Original Contract). Amounts you allocate to the fixed account earn interest rates we declare periodically. The regular fixed account under Current Contract Option C and one-year fixed account under Original Contract Option C may not be available or may be significantly limited in some states.

Funds: Investment options under your contract. You may allocate your purchase payments into subaccounts investing in shares of the funds.

Good order: We cannot process your transaction request relating to the contract until we have received the request in good order at our corporate office. “Good order” means the actual receipt of the requested transaction in writing, along with all information, forms and supporting legal documentation necessary to effect the transaction. To be in “good order,” your instructions must be sufficiently clear so that we do not need to exercise any discretion to follow such instructions. This information and documentation generally includes your completed request; the contract number; the transaction amount (in dollars); the names of and allocations to and/or from the subaccounts and the fixed account affected by the requested transaction; the signatures of all contract owners, exactly as registered on the contract, if necessary; Social Security Number or Taxpayer Identification Number; and any other information, forms or supporting documentation that we may require. With respect to purchase requests, “good order” also generally includes receipt of sufficient payment by us to effect the purchase. We may, in our sole discretion, determine whether any particular transaction request is in good order, and we reserve the right to change or waive any good order requirements at any time.

Guarantee Period: The number of successive 12-month periods that a guaranteed interest rate is credited.

Guarantee Period Accounts (GPAs): These accounts have guaranteed interest rates for guarantee periods we declare when you allocate purchase payments or transfer contract value to a GPA. These guaranteed rates and periods of time may vary by state. Unless an exception applies, transfers or surrenders from a GPA done more than 30 days before the end of the guarantee period will receive a market value adjustment, which may result in a gain or loss of principal.

Market Value Adjustment (MVA): A positive or negative adjustment assessed if any portion of a Guarantee Period Account is surrendered or transferred more than 30 days before the end of its guarantee period.

RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 3

Owner (you, your): The person or persons identified in the contract as owners(s) of the contract, who has or have the right to control the contract (to decide on investment allocations, transfers, payout options, etc.). Usually, but not always, the owner is also the annuitant. During the owner’s life, the owner is responsible for taxes, regardless of whether he or she receives the contract’s benefits. The owner or any joint owner may be a nonnatural person (e.g. irrevocable trust or corporation) or a revocable trust. In this case, the annuitant will be deemed to be the owner for contract provisions that are based on the age or life of the owner. When the contract is owned by a revocable trust, the annuitant selected should be the grantor of the trust to assure compliance with Section 72(s) of the Code. Any contract provisions that are based on the age of the owner will be based on the age of the oldest owner. Any ownership change, including continuation of the contract by your spouse under the spousal continuation provision of the contract, redefines “owner”, “you” and “your”.

Qualified annuity: A contract that you purchase to fund one of the following tax-deferred retirement plans that is subject to applicable federal law and any rules of the plan itself:

•	Individual Retirement Annuities (IRAs) including inherited IRAs under Section 408(b) of the Code

•	Roth IRAs including inherited Roth IRAs under Section 408A of the Code

•	Simplified Employee Pension IRA (SEP) plans under Section 408(k) of the Code

•	Custodial and investment only plans under Section 401(a) of the Code

•	Tax-Sheltered Annuity (TSA) rollovers under Section 403(b) of the Code

A qualified annuity will not provide any necessary or additional tax deferral if it is used to fund a retirement plan that is already tax-deferred.

All other contracts are considered nonqualified annuities.

Rider effective date: The date a rider becomes effective as stated in the rider.

RiverSource Life: In this prospectus, “we,” “us,” “our” and “RiverSource Life” refer to RiverSource Life Insurance Company.

Surrender value: The amount you are entitled to receive if you make a full surrender from your contract (referred to as “Withdrawal value” in the Original Contract). It is the contract value minus any applicable charges, plus any positive or negative market value adjustment. Throughout this prospectus when we use the term “Surrender” it includes the term “Withdrawal”.

Valuation date: Any normal business day, Monday through Friday, on which the NYSE is open, up to the close of business. At the close of business, the next valuation date begins. We calculate the accumulation unit value of each subaccount on each valuation date. If we receive your purchase payment or any transaction request (such as a transfer or surrender request) in good order at our corporate office before the close of business, we will process your payment or transaction using the accumulation unit value we calculate on the valuation date we received your payment or transaction request. On the other hand, if we receive your purchase payment or transaction request in good order at our corporate office at or after the close of business, we will process your payment or transaction using the accumulation unit value we calculate on the next valuation date. If you make a transaction request by telephone (including by fax), you must have completed your transaction by the close of business in order for us to process it using the accumulation unit value we calculate on that valuation date. If you were not able to complete your transaction before the close of business for any reason, including telephone service interruptions or delays due to high call volume, we will process your transaction using the accumulation unit value we calculate on the next valuation date.

Variable account: Consists of separate subaccounts to which you may allocate purchase payments; each invests in shares of one fund. The value of your investment in each subaccount changes with the performance of the particular fund.

Withdrawal value: The amount you are entitled to receive if you make a full withdrawal from your contract (referred to as “Surrender value” in the Current Contract). It is the contract value minus any applicable charges, plus any positive or negative market value adjustment. Throughout this prospectus when we use the term “Surrender” it includes the term “Withdrawal”.

 4  RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

The Contracts in Brief

This prospectus describes two versions of the Contract Option L and Contract Option C: the Current Contract (applications signed on or after Nov. 30, 2009, subject to state availability) and the Original Contract (applications signed prior to Nov. 30, 2009, or in states where the Current Contract was unavailable). The primary differences are disclosed in the following sections: “Key Terms”, “Expense Summary”, “Buying Your Contract”, “Benefits in Case of Death”, and “Optional Benefits.”

Each contract has different expenses. Contract Option L has lower expenses than Contract Option C. Contract Option L has a four-year surrender charge schedule that applies to each purchase payment you make. Contract Option C eliminates the purchase payment surrender charge schedule, but has a higher mortality and expense risk fee than Contract Option L. Contract Option L includes the option to purchase a living benefit rider. Contract Option C includes the option to purchase only one living benefit rider, Accumulation Protector Benefit rider; other living benefit riders are not currently available on Contract Option C. Your investment professional can help you determine which contract is best suited to your needs based on factors such as your investment goals and how long you intend to keep your contract.

Purpose: These contracts allow you to accumulate money for retirement or a similar long-term goal. You do this by making one or more purchase payments. For the Current Contract, you may allocate your purchase payments to the regular fixed account (Contract Option L only), the Special DCA fixed account, GPAs and/or subaccounts of the variable account under the contract. For the Original Contract, you may allocate your purchase payments to the one-year fixed account, if included (Contract Option L only), the DCA fixed account (if part of your contract), the GPAs and/or subaccounts of the variable account under the contract. When you invest in the subaccounts of the variable account, you risk losing amounts you invest. These accounts, in turn, may earn returns that increase the value of the contract. If the contract value goes to zero due to underlying fund’s performance or deduction of fees, the contract will no longer be in force and the contract (including any death benefit riders) will terminate. You may be able to purchase an optional benefit to reduce the investment risk you assume under the contract. Beginning at a specified time in the future called the annuitization start date, these contracts provide lifetime or other forms of payout of your contract value (less any applicable premium tax and/or other charges).

Buying a contract: We no longer offer new contracts. However, you have the option of making additional purchase payments in the future, subject to certain limitations. Purchase payment amounts and purchase payment timing may be limited under the terms of your contract and/or pursuant to state requirements. (See “Buying Your Contract”).

It may have not been advantageous for you to purchase this contract in exchange for, or in addition to, an existing annuity or life insurance policy. Generally, you can exchange one annuity for another or for a long-term care policy in a “tax-free” exchange under Section 1035 of the Code. You can also do a partial exchange from one annuity contract to another annuity contract, subject to Internal Revenue Service (“IRS”) rules. You also generally can exchange a life insurance policy for an annuity. However, before making an exchange, you should compare both contracts carefully because the features and benefits may be different. Fees and charges may be higher or lower on your old contract than on this contract. You may have to pay a withdrawal charge when you exchange out of your old contract and a new withdrawal charge period will begin when you exchange into this contract. If the exchange does not qualify for Section 1035 treatment, you also may have to pay federal income tax on the distribution. State income taxes may also apply. You should not exchange your old contract for this contract, or buy this contract in addition to your old contract, unless you determine it is in your best interest. (See “Taxes-1035 Exchanges”.)

Tax-deferred retirement plans: Most annuities have a tax-deferred feature. So do many retirement plans under the Code. As a result, when you use a qualified annuity to fund a retirement plan that is tax-deferred, your contract will not provide any necessary or additional tax deferral for that retirement plan. A qualified annuity has features other than tax deferral that may help you reach your retirement goals. In addition, the Code subjects retirement plans to required withdrawals triggered at a certain age. These mandatory withdrawals are called required minimum distributions (“RMDs”). RMDs may reduce the value of certain death benefits and optional riders (see “Taxes — Qualified Annuities — Required Minimum Distributions”). You should consult your tax advisor before you purchase the contract as a qualified annuity for an explanation of the tax implications to you.

Free look period: You may return your contract to your investment professional or to our corporate office within the time stated on the first page of your contract and receive a full refund of the contract value. We will not deduct any contract charges or fees. However, you bear the investment risk from the time of purchase until you return the contract and any positive or negative market value adjustment will apply; the refund amount may be more or less than the payment you made. (Exception: If the law requires, we will refund all of your purchase payments.)

Accounts: Generally, you may allocate purchase payments among the:

•	subaccounts of the variable account, each of which invests in a fund with a particular investment objective. The value of each subaccount varies with the performance of the particular fund in which it invests. We cannot guarantee that the value at

RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 5

the annuitization start date will equal or exceed the total purchase payments you allocate to the subaccounts. (See “The Variable Account and the Funds”).

•	GPAs which earn interest at rates that we declare when you allocate purchase payments or transfer contract value to these accounts. The required minimum investment in a GPA is $1,000. These accounts may not be available in all states. (See “The Guarantee Period Accounts (GPAs)”).

•	for the Current Contract:

–	regular fixed account (currently Contract Option L only), which earns interest at rates that we adjust periodically. There are restrictions on transfers from this account and may be restrictions on the amount you can allocate to this account (see “Buying Your Contract”, “Transfer policies” and “The Regular Fixed Account”).

–	Special DCA fixed account, which earns interest at rates that we adjust periodically. There are restrictions on how long contract value can remain in this account. (See “Special DCA Fixed Account”).

•	for the Original Contract:

–	one-year fixed account (Contract Option L only), if part of your contract, which earns interest at rates that we adjust periodically. There are restrictions on the amount you can allocate to this account as well as on transfers from this account (see “Buying Your Contract”, “Transfer policies” and “The One-Year Fixed Account”).

–	DCA fixed account, if part of your contract, which earns interest at rates that we adjust periodically. There are restrictions on how long contract value can remain in this account. (See “DCA Fixed Account”).

Transfers: Subject to certain restrictions, you currently may redistribute your contract value among the accounts without charge at any time until the annuitization start date, and once per contract year among the subaccounts after the annuitization start date. Transfers out of the GPAs done more than 30 days before the end of the guarantee period will be subject to an MVA, unless an exception applies. You may establish automated transfers among the accounts. Transfers into the Special DCA fixed account (Current Contract) and DCA fixed account (Original Contract) are not permitted. GPAs, the regular fixed account (Current Contract) and the one-year fixed account (Original Contract) are subject to special restrictions. (See “Making the Most of Your Contract — Transferring Among Accounts”).

Surrenders: You may surrender all or part of your contract value at any time before the annuitization start date. You also may establish automated partial surrenders. Surrenders may be subject to charges and income taxes (including a 10% IRS penalty that may apply if you make surrenders prior to your reaching age 59 1/2) and may have other tax consequences. If you have elected the SecureSource Stages rider or the SecureSource 20 rider, please consider carefully when you take withdrawals. If you take any withdrawals during the 3-year waiting period, your benefits will be set to zero until the end of the waiting period when they will be reset based on your contract value at that time and you will no longer be eligible to receive the 20% credit available under the SecureSource 20 rider or any future rider credits under the SecureSource Stages. Certain other restrictions may apply. (See “Surrenders”).

Optional benefits: You can buy optional benefits with your contract for an additional charge if you meet certain criteria. We offer optional death benefits and optional living benefits. Optional living benefits include: different versions of the guaranteed minimum withdrawal benefits, which permit you to withdraw a guaranteed amount from the contract over a period of time, Accumulation Protector Benefit rider, which provides you with a guaranteed contract value at the end of specified waiting period regardless of the volatility inherent in the investments in the subaccounts, and Income Assurer Benefit rider, which provides you with a guaranteed minimum income regardless of the volatility inherent in the investments in the subaccounts . Guaranteed minimum withdrawal benefits are SecureSource series riders, Guarantor Withdrawal Benefit rider and Guarantor Withdrawal Benefit for Life rider. When used in this prospectus, the term “SecureSource series” includes: the SecureSource Stages 2 riders, the SecureSource Stages riders, the SecureSource 20 riders and the SecureSource riders, except where the SecureSource Stages 2 riders, the SecureSource Stages riders, SecureSource 20 riders and SecureSource riders are specifically referenced and distinguished from other riders in the SecureSource series.

Optional living benefits require the use of a Portfolio Navigator program (PN program) investment option which may limit transfers and allocations; may limit the timing, amount and allocation of purchase payments; and may limit the amount of surrenders that can be taken under the optional benefit during a contract year. For more information on optional living benefits, please see “Optional Benefits — Optional Living Benefits”. Optional benefits vary by state and may have eligibility requirements.

We offer the following optional death benefits: MAV Death Benefit, 5% Accumulation Death Benefit, Enhanced Death Benefit, Benefit Protector Death Benefit rider and Benefit Protector Plus Death Benefit rider. Benefit Protector Death Benefit rider and Benefit Protector Plus Death Benefit rider are intended to provide an additional benefit to your beneficiary to help offset expenses after your death such as funeral expenses or federal and state taxes.

 6  RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

Benefits in case of death: For the Current Contract, if you die before the annuitization start date, we will pay the beneficiary an amount based on the applicable death benefit. For the Original Contract, if you or the annuitant die before the annuitization start date, we will pay the beneficiary an amount based on the applicable death benefit. (See “Benefits in Case of Death”).

Annuity payouts: You can apply your contract value, after reflecting any adjustments, to an annuity payout plan that begins on the annuitization start date. You may choose from a variety of plans to make sure that payouts continue as long as you like. The payout schedule must meet IRS requirements. We can make payouts on a fixed or variable basis, or both. During the annuity payout period, your choices for subaccounts may be limited. The GPAs, the Special DCA fixed account (Current Contract) and the DCA fixed accounts (Original Contract) are not available after the annuitization start date. (See “The Annuity Payout Period”).

RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 7

Expense Summary

The following tables describe the fees and expenses that you will pay when buying, owning and making a surrender from these contracts. The first table describes the fees and expenses that you will pay at the time that you buy the contract or may pay when you make a surrender from one of these contracts. State premium taxes also may be deducted.

Current Contract:

(applications signed on or after Nov. 30, 2009, subject to state availability)

CONTRACT OWNER TRANSACTION EXPENSES

Surrender charge

(Contingent deferred sales charge as a percentage of purchase payments surrendered)

You select either contract Option L or Option C at the time of application. Option C has no surrender charge schedule but carries a higher mortality and expense risk fee than Option L.

Contract Option L
Number of completed years	Surrender charge percentage
from date of each purchase payment*	applied to each purchase payment

0	8%

1	8

2	7

3	6

4 +	0

*	According to our current administrative practice, for the purpose of surrender charge calculation, we consider that the year is completed one day prior to the contract anniversary.

Surrender charge under Annuity Payout Plan E — Payouts for a specified period: If you are receiving variable annuity payments under this annuity payout plan, you can choose to take a surrender. The amount that you can surrender is the present value of any remaining variable payouts. The discount rate we use in the calculation will be 5.17% for the assumed investment return of 3.5% and 6.67% for the assumed investment return of 5.0%. The surrender charge equals the present value of the remaining payouts using the assumed investment return minus the present value of the remaining payouts using the discount rate. (See “Charges — Surrender Charge” and “The Annuity Payout Period — Annuity Payout Plans.”)

The next tables describe the fees and expenses that you will pay periodically during the time that you own the contract, not including fund fees and expenses.

Annual contract administrative charge	Maximum: $50	Current: $40

Annual contract administrative charge if your contract value equals or exceeds $50,000	Maximum: $20	Current: $0

Contract administrative charge at full surrender	Maximum: $50	Current: $40

 8  RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

ANNUAL VARIABLE ACCOUNT EXPENSES
(As a percentage of average daily subaccount value.)

You must choose either contract Option L or Option C and one of the death benefit guarantees. The combination you choose determines the mortality and expense risk fee you pay. The table below shows the combinations available to you and their cost. The variable account administrative charge is in addition to the mortality and expense risk fee.

	Mortality and	Variable account	Total variable
If you select contract Option L and:	expense risk fee	administrative charge	account expense

CV Death Benefit*	1.55%	0.15%	1.70%

ROPP Death Benefit	1.55	0.15	1.70

MAV Death Benefit	1.80	0.15	1.95

5% Accumulation Death Benefit	1.95	0.15	2.10

Enhanced Death Benefit	2.00	0.15	2.15

	Mortality and	Variable account	Total variable
If you select contract Option C and:	expense risk fee	administrative charge	account expense

CV Death Benefit*	1.65%	0.15%	1.80%

ROPP Death Benefit	1.65	0.15	1.80

MAV Death Benefit	1.90	0.15	2.05

5% Accumulation Death Benefit	2.05	0.15	2.20

Enhanced Death Benefit	2.10	0.15	2.25

*	CV Death Benefit is available only after an ownership change or spousal continuation if any owner or spouse who continues the contract is over age 85 and therefore cannot qualify for the ROPP death benefit.

OTHER ANNUAL EXPENSES
Optional Death Benefits
If eligible, you may have selected an optional death benefit in addition to the ROPP and MAV Death Benefits. The fees apply only if you have selected one of these benefits.

Benefit Protector® Death Benefit rider fee	0.25%

Benefit Protector® Plus Death Benefit rider fee	0.40%

(As a percentage of the contract value charged annually on the contract anniversary.)

Optional Living Benefits
If eligible, you may have selected one of the following optional living benefits if available in your state. The optional living benefits require participation in the PN program. The fees apply only if you have selected one of these benefits.

SecureSource Stages 2sm – Single life rider fee	Maximum: 1.75%	Current: 0.95%

SecureSource Stages 2sm – Joint life rider fee	Maximum: 2.25%	Current: 1.15%

(Charged annually on the contract anniversary as a percentage of contract value or the total Benefit Base, whichever is greater.)

Accumulation Protector Benefit® rider fee	Maximum: 1.75%	Current: 1.50%(1)

(Charged annually on the contract anniversary as a percentage of the contract value or the Minimum Contract Accumulation Value, whichever is greater.)

(1)	For contract applications signed prior to Oct. 4, 2010 and for elective step ups or the elective spousal continuation step ups received on or after Oct. 20, 2012, the following charges apply:

	Initial annual rider fee	Current rider fee for
	and fee for elective step ups	elective step ups
For applications signed:	before 10/20/12	on or after 10/20/12

May 3, 2010 – July 18, 2010	0.95%	1.75%

July 19, 2010 – Oct. 3, 2010	1.10%	1.75%

Oct. 4, 2010 through Dec. 31, 2010	1.50%	1.75%

SecureSource® Stages – Single life rider fee	Maximum: 2.00%	Current: 1.10%

SecureSource® Stages – Joint life rider fee	Maximum: 2.50%	Current: 1.35%

(Charged annually on the contract anniversary as a percentage of the contract value or the Benefit Base, whichever is greater.)

RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 9

Original Contract:

(applications signed prior to Nov. 30, 2009, or in states where the Current Contract was not available)

CONTRACT OWNER TRANSACTION EXPENSES

Surrender charge

(Contingent deferred sales charge as a percentage of purchase payments surrendered)

You selected either contract Option L or Option C at the time of application. Option C has no surrender charge schedule but carries a higher mortality and expense risk fee than Option L.

Contract Option L
Number of completed years	Surrender charge percentage
from date of each purchase payment*	applied to each purchase payment

0	8%

1	8

2	7

3	6

Thereafter	0

*	According to our current administrative practice, for the purpose of surrender charge calculation, we consider that the year is completed one day prior to the contract anniversary.

Surrender charge under Annuity Payout Plan E — Payouts for a specified period: Under this annuity payout plan, you can choose to take a surrender. The amount that you can surrender is the present value of any remaining variable payouts. The discount rate we use in the calculation will be 5.17% if the assumed investment rate is 3.5% and 6.67% if the assumed investment rate is 5%. The surrender charge equals the present value of the remaining payouts using the assumed investment rate minus the present value of the remaining payouts using the discount rate. (See “Charges — Surrender Charge” and “The Annuity Payout Period — Annuity Payout Plans.”)

The next two tables describe the fees and expenses that you will pay periodically during the time that you own the contract, not including fund fees and expenses.

Annual contract administrative charge and at full surrender	$40

(We will waive this charge when your contract value is $50,000 or more on the current contract anniversary except at full surrender.)

ANNUAL VARIABLE ACCOUNT EXPENSES
(As a percentage of average daily subaccount value.)

You must choose either contract Option L or Option C and one of the death benefit guarantees. The combination you choose determines the mortality and expense risk fee you pay. The table below shows the combinations available to you and their cost. The variable account administrative charge is in addition to the mortality and expense risk fee.

	Mortality and	Variable account	Total variable
If you select contract Option L and:	expense risk fee	administrative charge	account expense

ROP Death Benefit	1.55%	0.15%	1.70%

MAV Death Benefit	1.75	0.15	1.90

5% Accumulation Death Benefit	1.90	0.15	2.05

Enhanced Death Benefit	1.95	0.15	2.10

	Mortality and	Variable account	Total variable
If you select contract Option C and:	expense risk fee	administrative charge	account expense

ROP Death Benefit	1.65%	0.15%	1.80%

MAV Death Benefit	1.85	0.15	2.00

5% Accumulation Death Benefit	2.00	0.15	2.15

Enhanced Death Benefit	2.05	0.15	2.20

 10  RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

Optional Death Benefits
If eligible, you may select an optional death benefit in addition to the ROP and MAV Death Benefits. The fees apply only if you select one of these benefits.

Benefit Protector® Death Benefit rider fee	0.25%

Benefit Protector® Plus Death Benefit rider fee	0.40%

(As a percentage of the contract value charged annually on the contract anniversary.)

Optional Living Benefits
If eligible, you may have selected one of the following optional living benefits, if available in your state. The fees apply only if you elected one of these benefits when you purchased your contract. Each optional living benefit requires participation in the PN program.

Accumulation Protector Benefit rider fee	Maximum: 1.75%	Current: 0.95%(1)

(1)	For contract applications signed prior to May 31, 2009 and for elective step ups or elective spousal continuation step ups received on or after April 29, 2013, the following charges apply:

	Initial annual rider fee	Current rider fee for
	and fee for elective step	elective step ups
For applications signed:	ups before 04/29/13	on or after 04/29/13

Prior to Jan. 26, 2009	0.55%	1.75%

Jan. 26, 2009 – May 31, 2009	0.80%	1.75%

For applications signed on or after Aug. 10, 2009 but prior to Nov. 30, 2009, subject to state availability, or in states where the Current Contract is not available:

SecureSource® 20 – Single life rider fee	Maximum: 2.00%	Current: 1.25%

SecureSource® 20 – Joint life rider fee	Maximum: 2.50%	Current: 1.55%

(Charged annually on the contract anniversary as a percentage of the contract value or the total Remaining Benefit Amount, whichever is greater.)

For applications signed on or after Jan. 26, 2009, but prior to Aug. 10, 2009, or in states where the Current Contract and SecureSource 20 are not available:

SecureSource® – Single life rider fee	Maximum: 2.00%	Current: 1.10%

SecureSource® – Joint life rider fee	Maximum: 2.50%	Current: 1.40%

(Charged annually on the contract anniversary as a percentage of the contract value or the total Remaining Benefit Amount, whichever is greater.)

For applications signed on or after June 1, 2008, but prior to Jan. 26, 2009:

SecureSource® – Single life rider fee	Maximum: 1.50%	Current: 0.75%

SecureSource® – Joint life rider fee	Maximum: 1.75%	Current: 0.95%

(Charged annually on the contract anniversary as a percentage of the contract value or the total Remaining Benefit Amount, whichever is greater.)

For applications signed prior to June 1, 2008:

SecureSource® – Single life rider fee	Maximum: 1.50%	Current: 0.65%

SecureSource® – Joint life rider fee	Maximum: 1.75%	Current: 0.85%

(Charged annually on the contract anniversary as a percentage of the contract value or the total Remaining Benefit Amount, whichever is greater.)

Guarantor Withdrawal Benefit for Life® rider fee	Maximum: 1.50%	Current: 0.65%

(Charged annually on the contract anniversary as a percentage of the contract value or the total Remaining Benefit Amount, whichever is greater.)

Guarantor® Withdrawal Benefit rider fee	Maximum: 1.50%	Current: 0.55%

(As a percentage of contract value charged annually on the contract anniversary.)

Income Assurer Benefit® – MAV rider fee	Maximum: 1.50%	Current: 0.30%(3)

Income Assurer Benefit® – 5% Accumulation Benefit Base rider fee	Maximum: 1.75%	Current: 0.60%(3)

Income Assurer Benefit® – Greater of MAV or 5% Accumulation Benefit Base rider fee	Maximum: 2.00%	Current: 0.65%(3)

(As a percentage of the guaranteed income benefit base charged annually on the contract anniversary.)

(3)	For applications signed prior to Oct. 7, 2004, the following current annual rider charges apply: Income Assurer Benefit – MAV — 0.55%, Income Assurer Benefit – 5% Accumulation Benefit Base — 0.70%; and Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base — 0.75%.

RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 11

ANNUAL OPERATING EXPENSES OF THE FUNDS
The next two tables describe the operating expenses of the funds that you may pay periodically during the time that you own the contract. These operating expenses are for the fiscal year ended Dec. 31, 2012, unless otherwise noted. The first table shows the minimum and maximum total operating expenses charged by the funds. The second table shows the total operating expenses charged by each fund. More detail concerning each fund’s fees and expenses is contained in the prospectus for each fund.

Minimum and maximum annual operating expenses for the funds

(Including management fee, distribution and/or service (12b-1) fees and other expenses)(1)

	Minimum	Maximum

Total expenses before fee waivers and/or expense reimbursements	0.45%	1.71%

(1)	Each fund deducts management fees and other expenses from fund assets. Fund assets include amounts you allocate to a particular fund. Funds may also charge 12b-1 fees that are used to finance any activity that is primarily intended to result in the sale of fund shares. Because 12b-1 fees are paid out of fund assets on an ongoing basis, you may pay more if you select subaccounts investing in funds that have adopted 12b-1 plans than if you select subaccounts investing in funds that have not adopted 12b-1 plans. The fund or the fund’s affiliates may pay us or our affiliates for promoting and supporting the offer, sale and servicing of fund shares. In addition, the fund’s distributor and/or investment adviser, transfer agent or their affiliates may pay us or our affiliates for various services we or our affiliates provide. The amount of these payments will vary by fund and may be significant. See “The Variable Account and the Funds” for additional information, including potential conflicts of interest these payments may create. For a more complete description of each fund’s fees and expenses and important disclosure regarding payments the fund and/or its affiliates make, please review the fund’s prospectus and SAI.

Total annual operating expenses for each fund*

(Before fee waivers and/or expense reimbursements, if applicable, as a percentage of average daily net assets)

				Acquired fund	Gross total
	Management	12b-1	Other	fees and	annual
Fund name**	fees	fees	expenses	expenses***	expenses

AllianceBernstein VPS Balanced Wealth Strategy Portfolio (Class B)	0.55%	0.25%	0.10%	—%	0.90%

AllianceBernstein VPS Global Thematic Growth Portfolio (Class B)	0.75	0.25	0.24	—	1.24

AllianceBernstein VPS Growth and Income Portfolio (Class B)	0.55	0.25	0.05	—	0.85

AllianceBernstein VPS International Value Portfolio (Class B)	0.75	0.25	0.06	—	1.06

American Century VP Inflation Protection, Class II	0.47	0.25	0.01	—	0.73

American Century VP International, Class II	1.31	0.25	0.02	—	1.58

American Century VP Mid Cap Value, Class II	0.90	0.25	0.01	—	1.16

American Century VP Ultra®, Class II	0.90	0.25	0.01	—	1.16

American Century VP Value, Class II	0.88	0.25	—	—	1.13

ClearBridge Variable Small Cap Growth Portfolio – Class I**	0.75	—	0.11	—	0.86

Columbia Variable Portfolio – Cash Management Fund (Class 3)	0.33	0.13	0.14	—	0.60	(1)

Columbia Variable Portfolio – Diversified Bond Fund (Class 3)	0.41	0.13	0.13	—	0.67

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3)**	0.57	0.13	0.12	—	0.82

Columbia Variable Portfolio – Emerging Markets Fund (Class 3)**	1.07	0.13	0.22	—	1.42	(1)

Columbia Variable Portfolio – High Yield Bond Fund (Class 3)	0.58	0.13	0.17	—	0.88	(1)

Columbia Variable Portfolio – Income Opportunities Fund (Class 2)	0.57	0.25	0.14	—	0.96

Columbia Variable Portfolio – Income Opportunities Fund (Class 3)	0.57	0.13	0.14	—	0.84

Columbia Variable Portfolio – International Opportunity Fund (Class 3)	0.79	0.13	0.20	—	1.12

Columbia Variable Portfolio – Large Cap Growth Fund (Class 3)	0.71	0.13	0.17	—	1.01	(1)

Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3)**	0.66	0.13	0.14	0.01	0.94

Columbia Variable Portfolio – Marsico Growth Fund (Class 1)	0.77	—	0.11	—	0.88	(1),(2)

Columbia Variable Portfolio – Marsico International Opportunities Fund (Class 2)	0.87	0.25	0.17	—	1.29	(1),(2)

Columbia Variable Portfolio – Mid Cap Growth Opportunity Fund (Class 3)	0.76	0.13	0.17	—	1.06	(1)

Columbia Variable Portfolio – Mid Cap Value Opportunity Fund (Class 3)	0.74	0.13	0.14	—	1.01	(1)

Columbia Variable Portfolio – S&P 500 Index Fund (Class 3)	0.10	0.13	0.22	—	0.45

Columbia Variable Portfolio – Select Large-Cap Value Fund (Class 3)	0.70	0.13	0.15	—	0.98	(1)

Columbia Variable Portfolio – Small Cap Value Fund (Class 2)	0.87	0.25	0.13	—	1.25	(1)

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 3)**	0.36	0.13	0.14	—	0.63

 12  RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

Total annual operating expenses for each fund* (continued)

(Before fee waivers and/or expense reimbursements, if applicable, as a percentage of average daily net assets)

				Acquired fund	Gross total
	Management	12b-1	Other	fees and	annual
Fund name**	fees	fees	expenses	expenses***	expenses

Credit Suisse Trust – Commodity Return Strategy Portfolio	0.50%	0.25%	0.59%	—%	1.34	%(3)

Dreyfus Investment Portfolios MidCap Stock Portfolio, Service Shares	0.75	0.25	0.10	—	1.10

Dreyfus Investment Portfolios Technology Growth Portfolio, Service Shares	0.75	0.25	0.08	—	1.08

Dreyfus Variable Investment Fund Appreciation Portfolio, Service Shares	0.75	0.25	0.06	—	1.06

Dreyfus Variable Investment Fund International Equity Portfolio, Service Shares	0.75	0.25	0.31	—	1.31

Dreyfus Variable Investment Fund International Value Portfolio, Service Shares	1.00	0.25	0.28	—	1.53

Eaton Vance VT Floating-Rate Income Fund	0.58	0.50	0.10	—	1.18

Fidelity® VIP Contrafund® Portfolio Service Class 2	0.56	0.25	0.08	—	0.89

Fidelity® VIP Growth Portfolio Service Class 2	0.56	0.25	0.10	—	0.91

Fidelity® VIP Investment Grade Bond Portfolio Service Class 2	0.31	0.25	0.11	—	0.67

Fidelity® VIP Mid Cap Portfolio Service Class 2	0.56	0.25	0.09	—	0.90

Fidelity® VIP Overseas Portfolio Service Class 2	0.71	0.25	0.14	—	1.10

FTVIPT Franklin Income Securities Fund – Class 2	0.45	0.25	0.02	—	0.72

FTVIPT Franklin Rising Dividends Securities Fund – Class 2	0.61	0.25	0.02	—	0.88

FTVIPT Franklin Small-Mid Cap Growth Securities Fund – Class 2	0.51	0.25	0.29	—	1.05

FTVIPT Mutual Shares Securities Fund – Class 2	0.60	0.25	0.11	—	0.96

FTVIPT Templeton Global Bond Securities Fund – Class 2	0.46	0.25	0.09	—	0.80

FTVIPT Templeton Growth Securities Fund – Class 2	0.74	0.25	0.04	—	1.03

Goldman Sachs VIT Mid Cap Value Fund – Institutional Shares	0.80	—	0.07	—	0.87	(4)

Goldman Sachs VIT Structured U.S. Equity Fund – Institutional Shares	0.62	—	0.10	—	0.72	(5)

Invesco V.I. American Franchise Fund, Series II Shares**	0.68	0.25	0.30	—	1.23	(6)

Invesco V.I. Comstock Fund, Series II Shares**	0.56	0.25	0.29	—	1.10	(6)

Invesco V.I. Global Health Care Fund, Series II Shares	0.75	0.25	0.38	—	1.38

Invesco V.I. International Growth Fund, Series II Shares	0.71	0.25	0.30	—	1.26

Invesco V.I. Mid Cap Core Equity Fund, Series II Shares	0.73	0.25	0.32	—	1.30

Invesco V.I. Mid Cap Growth Fund, Series II Shares**	0.75	0.25	0.37	—	1.37	(6)

Invesco V.I. Value Opportunities Fund, Series II Shares**	0.70	0.25	0.32	—	1.27

Janus Aspen Series Janus Portfolio: Service Shares	0.48	0.25	0.05	—	0.78

MFS® Investors Growth Stock Series – Service Class	0.75	0.25	0.08	—	1.08

MFS® New Discovery Series – Service Class	0.90	0.25	0.07	—	1.22

MFS® Total Return Series – Service Class	0.75	0.25	0.05	—	1.05	(7)

MFS® Utilities Series – Service Class	0.74	0.25	0.08	—	1.07

Morgan Stanley UIF Global Real Estate Portfolio, Class II Shares	0.85	0.35	0.51	—	1.71	(8)

Morgan Stanley UIF Mid Cap Growth Portfolio, Class II Shares	0.75	0.35	0.31	—	1.41	(8)

Morgan Stanley UIF U.S. Real Estate Portfolio, Class II Shares	0.80	0.35	0.30	—	1.45	(9)

Oppenheimer Capital Appreciation Fund/VA, Service Shares	0.69	0.25	0.12	—	1.06	(10)

Oppenheimer Global Fund/VA, Service Shares**	0.63	0.25	0.13	—	1.01

Oppenheimer Global Strategic Income Fund/VA, Service Shares	0.58	0.25	0.14	0.06	1.03	(11)

Oppenheimer Main Street Small Cap Fund®/VA, Service Shares**	0.69	0.25	0.14	—	1.08	(10)

PIMCO VIT All Asset Portfolio, Advisor Class	0.43	0.25	—	0.75	1.43	(12)

Putnam VT Global Health Care Fund – Class IB Shares	0.64	0.25	0.20	—	1.09

Putnam VT International Equity Fund – Class IB Shares	0.71	0.25	0.18	—	1.14

Putnam VT Multi-Cap Growth Fund – Class IB Shares	0.57	0.25	0.15	—	0.97

Putnam VT Small Cap Value Fund – Class IB Shares	0.64	0.25	0.17	0.09	1.15

RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 13

Total annual operating expenses for each fund* (continued)

(Before fee waivers and/or expense reimbursements, if applicable, as a percentage of average daily net assets)

				Acquired fund	Gross total
	Management	12b-1	Other	fees and	annual
Fund name**	fees	fees	expenses	expenses***	expenses

Variable Portfolio – Aggressive Portfolio (Class 2)	—%	0.25%	0.02%	0.80%	1.07%

Variable Portfolio – Aggressive Portfolio (Class 4)	—	0.25	0.02	0.80	1.07

Variable Portfolio – BlackRock Global Inflation-Protected Securities Fund (Class 3)**	0.42	0.13	0.13	—	0.68

Variable Portfolio – Conservative Portfolio (Class 2)	—	0.25	0.02	0.61	0.88

Variable Portfolio – Conservative Portfolio (Class 4)	—	0.25	0.02	0.61	0.88

Variable Portfolio – Moderate Portfolio (Class 2)	—	0.25	0.02	0.72	0.99

Variable Portfolio – Moderate Portfolio (Class 4)	—	0.25	0.02	0.72	0.99

Variable Portfolio – Moderately Aggressive Portfolio (Class 2)	—	0.25	0.02	0.76	1.03

Variable Portfolio – Moderately Aggressive Portfolio (Class 4)	—	0.25	0.02	0.76	1.03

Variable Portfolio – Moderately Conservative Portfolio (Class 2)	—	0.25	0.02	0.67	0.94

Variable Portfolio – Moderately Conservative Portfolio (Class 4)	—	0.25	0.02	0.67	0.94

Variable Portfolio – Partners Small Cap Value Fund (Class 3)	0.91	0.13	0.15	0.01	1.20	(1)

Variable Portfolio – Sit Dividend Growth Fund (Class 3)**	0.71	0.13	0.13	—	0.97	(1)

Variable Portfolio – Victory Established Value Fund (Class 3)**	0.77	0.13	0.13	—	1.03	(1)

Wanger International	0.91	—	0.16	—	1.07

Wanger USA	0.86	—	0.10	—	0.96

*	The Funds provided the information on their expenses and we have not independently verified the information.

**	The previous fund names can be found in “The Variable Account and the Funds” section of the prospectus.

***	Includes fees and expenses incurred indirectly by the Fund as a result of its investment in other investment companies (also referred to as acquired funds).

(1)	Columbia Management Investment Advisers, LLC and certain of its affiliates have contractually agreed to waive and/or to reimburse expenses (excluding certain fees and expenses, such as transaction costs and certain other investment related expenses, interest, taxes, acquired fund fees and expenses, and extraordinary expenses) until April 30, 2014, unless sooner terminated at the sole discretion of the Fund’s Board of Trustees. Under this agreement, the Fund’s net operating expenses, subject to applicable exclusions, will not exceed the annual rate of 0.575% for Columbia Variable Portfolio – Cash Management Fund (Class 3), 1.375% for Columbia Variable Portfolio – Emerging Markets Fund (Class 3), 0.845% for Columbia Variable Portfolio – High Yield Bond Fund (Class 3), 0.915% for Columbia Variable Portfolio – Large Cap Growth Fund (Class 3), 0.79% for Columbia Variable Portfolio – Marsico Growth Fund (Class 1), 1.18% for Columbia Variable Portfolio — Marsico International Opportunities Fund (Class 2), 0.995% for Columbia Variable Portfolio – Mid Cap Growth Opportunity Fund (Class 3), 0.995% for Columbia Variable Portfolio – Mid Cap Value Opportunity Fund (Class 3), 0.875% for Columbia Variable Portfolio – Select Large-Cap Value Fund (Class 3), 1.03% for Columbia Variable Portfolio – Small Cap Value Fund (Class 2), 1.005% for Variable Portfolio – Partners Small Cap Value Fund (Class 3), 0.895% for Variable Portfolio – Sit Dividend Growth Fund (Class 3) and 1.015% for Variable Portfolio – Victory Established Value Fund (Class 3).

(2)	Management fees have been restated to reflect contractual changes to the investment advisory and/or administrative fee rates.

(3)	Credit Suisse will waive fees and reimburse expenses so that the Portfolio’s annual operating expenses will not exceed 1.05% of the Portfolio’s average daily net assets. Waivers and expense reimbursements or credits are voluntary and may be discontinued at any time.

(4)	The Investment Adviser agreed to waive a portion of its management fee in order to achieve an effective net management rate of 0.77%. Other expenses include transfer agency fees equal on an annualized basis to 0.02% of the average daily net assets of the Fund’s Institutional Shares, plus all other ordinary expenses not detailed above. The Investment Adviser has voluntarily agreed to reduce or limit other expenses (excluding management fees, distribution and service fees, transfer agent fees and expenses, taxes, interest, brokerage fees and litigation, indemnification, shareholder meetings and other extraordinary expenses, exclusive of any custody and transfer agent fee credit reductions) to the extent such expenses exceed, on an annual basis, 0.054% of the average daily net assets of the Fund. These arrangements will remain in effect through at least April 29, 2014 and prior to such date the Investment Adviser may not terminate the arrangement without the approval of the trustees. After fee waivers and reimbursements, net expenses would be 0.84%.

(5)	Other expenses include transfer agency fees equal on an annualized basis to 0.02% of the average daily net assets of the Fund’s Institutional Shares, plus all other ordinary expenses not detailed above. The Investment Adviser has voluntarily agreed to reduce or limit other expenses (excluding management fees, distribution and service fees, transfer agent fees and expenses, taxes, interest, brokerage fees and litigation, indemnification, shareholder meetings and other extraordinary expenses, exclusive of any custody and transfer agent fee credit reductions) to the extent such expenses exceed, on an annual basis, 0.004% of the average daily net assets of the Fund. These arrangements will remain in effect through at least April 29, 2014 and prior to such date the Investment Adviser may not terminate the arrangement without the approval of the trustees. After fee waivers and reimbursements, net expenses would be 0.64%.

(6)	The Adviser has contractually agreed, through at least June 30, 2014, to waive advisory fees and/or reimburse expenses of Series II shares to the extent necessary to limit total annual fund operating expenses after fee waivers and/or expense reimbursements (excluding interest, taxes, dividend expense on short sales, extraordinary or non-routine items, including litigation expenses and expenses that the Fund has incurred but did not actually pay because of an expense offset arrangement) of Series II shares to 1.15% for Invesco V.I. American Franchise Fund, Series II Shares, 1.03% for Invesco V.I. Comstock Fund, Series II Shares and 1.34% for Invesco V.I. Mid Cap Growth Fund, Series II Shares of average daily net assets. Acquired fund fees and expenses are also excluded in determining such obligation, if applicable. Unless the Board of Trustees and Invesco Advisers, Inc. mutually agree to amend or continue the fee waiver agreement, it will terminate on June 30, 2014.

(7)	Massachusetts Financial Services Company has agreed in writing to reduce its management fee to 0.70% of the fund’s average daily net assets annually in excess of $1 billion and 0.65% of the fund’s average daily net assets annually in excess of $2.5 billion to $3 billion. This written agreement will remain in effect until modified by the fund’s Board of Trustees, but such agreement will continue until at least April 30, 2014. After fee waivers, net expenses would be 1.02%.

 14  RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

(8)	The Portfolios’ Adviser, Morgan Stanley Investment Management Inc., has agreed to reduce its advisory fee and/or reimburse the Portfolio so that total annual portfolio operating expenses, excluding certain investment related expenses, taxes, interest and other extraordinary expenses (including litigation), will not exceed 1.40% for Morgan Stanley UIF Global Real Estate Portfolio, Class II Shares and 1.15% for Morgan Stanley UIF Mid Cap Growth Portfolio, Class II Shares. In addition, the Portfolios’ Distributor, Morgan Stanley Distribution Inc., has agreed to waive 0.10% for Morgan Stanley UIF Global Real Estate Portfolio, Class II Shares and 0.25% for Morgan Stanley UIF Mid Cap Growth Portfolio, Class II Shares of the 0.35% 12b-1 fee that it may receive. These fee waivers and/or expense reimbursements will continue for at least one year or until such time as the Fund’s Board of Directors acts to discontinue all or a portion of such waivers and/or reimbursements when it deems that such action is appropriate.

(9)	The Portfolios’ Distributor, Morgan Stanley Distribution Inc., has agreed to waive 0.10% of the 0.35% 12b-1 fee that it may receive. This waiver will continue for at least one year or until such time as the Fund’s Board of Directors acts to discontinue all or a portion of such waiver when it deems that such action is appropriate. After fee waivers, net expenses would be 1.35%.

(10)	The Manager has voluntarily agreed to limit the Fund’s expenses after payments, waivers and/or reimbursements and reduction to custodian expenses, excluding expenses incurred directly or indirectly by the Fund as a result of investments in other investment companies, wholly-owned subsidiaries and pooled investment vehicles; so that those expenses, as percentages of daily net assets, will not exceed the annual rate of 1.05% for Oppenheimer Capital Appreciation Fund/VA, Service Shares and 1.05% for Oppenheimer Main Street Small Cap Fund®/VA, Service Shares.

(11)	The Manager has contractually agreed to waive fees and/or reimburse Fund expenses in an amount equal to the indirect management fees incurred through the Fund’s investments in Oppenheimer Institutional Money Market Fund, Oppenheimer Short Duration Fund and the Master Funds. This fee waiver and/or expenses reimbursement may not be amended or withdrawn for one year from the date of the Fund’s prospectus, unless approved by the board. After fee waivers, net expenses would be 0.97%.

(12)	PIMCO has contractually agreed, through May 1, 2014, to reduce its advisory fee to the extent that the Underlying PIMCO Fund Expenses attributable to advisory and supervisory and administrative fees exceed 0.64% of the total assets invested in Underlying PIMCO Funds. PIMCO may recoup these waivers in future periods, not exceeding three years, provided total expenses, including such recoupment, do not exceed the annual expense limit. The fee reduction is implemented based on a calculation of Underlying PIMCO Fund Expenses attributable to advisory and supervisory and administrative fees that is different from the calculation of Acquired Fund Fees and Expenses listed in the table above. After fee waivers, net expenses would be 1.34%.

RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 15

Examples
These examples are intended to help you compare the cost of investing in these contracts with the cost of investing in other variable annuity contracts. These costs include your transaction expenses, contract administrative charges, variable account annual expenses and fund fees and expenses.

These examples assume that you invest $10,000 in the contract for the time periods indicated. These examples also assume that your investment has a 5% return each year.

Current Contract:

(applications signed on or after Nov. 30, 2009, subject to state availability)

CONTRACT OPTION L
Maximum Expenses. These examples assume the most expensive combination of contract features and benefits and the maximum fees and expenses of any of the funds offered before fee waivers and/or expense reimbursements. They assume that you select the MAV Death Benefit, the SecureSourceStages 2 – Joint Life rider and the Benefit Protector Plus Death Benefit(1),(3). Although your actual costs may be lower, based on the assumptions your costs would be:

					If you do not surrender your contract
					or if you select an annuity payout plan
	If you surrender your contract at the end of the applicable time period:				at the end of the applicable time period:
	1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years

Contract Option L	$1,413	$2,685	$3,381	$6,572	$693	$2,052	$3,381	$6,572

CONTRACT OPTION C
Maximum Expenses. These examples assume the most expensive combination of contract features and benefits and the maximum fees and expenses of any of the funds offered before fee waivers and/or expense reimbursements. They assume that you select the MAV Death Benefit, the Accumulation Protector Benefit Rider and the Benefit Protector Plus Death Benefit(1),(3). Although your actual costs may be lower, based on the assumptions your costs would be:

					If you do not surrender your contract
					or if you select an annuity payout plan
	If you surrender your contract at the end of the applicable time period:				at the end of the applicable time period:
	1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years

Contract Option C	$653	$1,936	$3,195	$6,237	$653	$1,936	$3,195	$6,237

ALL CURRENT CONTRACTS
Minimum Expenses. These examples assume the least expensive combination of contract features and benefits and the minimum fees and expenses of any of the funds before fee waivers and/or expense reimbursements. They assume that you select the ROPP Death Benefit and do not select any optional benefits(2). Although your actual costs may be higher, based on these assumptions your costs would be:

					If you do not surrender your contract
					or if you select an annuity payout plan
	If you surrender your contract at the end of the applicable time period:				at the end of the applicable time period:
	1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years

Contract Option L	$1,000	$1,475	$1,356	$2,860	$260	$797	$1,356	$2,860

Contract Option C	271	828	1,407	2,962	271	828	1,407	2,962

Original Contract:

(applications signed prior to Nov. 30, 2009 or in states where the Current Contract was not available)

CONTRACT OPTION L
Maximum Expenses. These examples assume the most expensive combination of contract features and benefits and the maximum fees and expenses of any of the funds offered on or after May 1, 2007 before fee waivers and/or expense reimbursements. They assume that you select the MAV Death Benefit, the SecureSource – Joint Life rider or SecureSource 20 – Joint Life rider and the Benefit Protector Plus Death Benefit.(2),(3) Although your actual costs may be lower, based on the assumptions your costs would be:

					If you do not surrender your contract
					or if you select an annuity payout plan
	If you surrender your contract at the end of the applicable time period:				at the end of the applicable time period:
	1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years

Contract Option L	$1,424	$2,714	$3,428	$6,658	$704	$2,081	$3,428	$6,658

 16  RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

CONTRACT OPTION C
Maximum Expenses. These examples assume the most expensive combination of contract features and benefits and the maximum fees and expenses of any of the funds offered before fee waivers and/or expense reimbursements. They assume that you select the MAV Death Benefit and the Benefit Protector Plus Death Benefit(2). Although your actual costs may be lower, based on the assumptions your costs would be:

					If you do not surrender your contract
					or if you select an annuity payout plan
	If you surrender your contract at the end of the applicable time period:				at the end of the applicable time period:
	1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years

Contract Option C	$461	$1,387	$2,320	$4,683	$461	$1,387	$2,320	$4,683

ALL ORIGINAL CONTRACTS
Minimum Expenses. These examples assume the least expensive combination of contract features and benefits and the minimum fees and expenses of any of the funds before fee waivers and/or expense reimbursements. They assume that you select the ROP Death Benefit and do not select any optional benefits(2). Although your actual costs may be higher, based on these assumptions your costs would be:

					If you do not surrender your contract
					or if you select an annuity payout plan
	If you surrender your contract at the end of the applicable time period:				at the end of the applicable time period:
	1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years

Contract Option L	$1,000	$1,475	$1,356	$2,860	$260	$797	$1,356	$2,860

Contract Option C	271	828	1,407	2,962	271	828	1,407	2,962

(1)	In these examples, the contract administrative charge is $50.
(2)	In these examples, the contract administrative charge is $40.
(3)	Because these examples are intended to illustrate the most expensive combination of contract features, the maximum annual fee for each optional rider is reflected rather than the fee that is currently being charged.

THE EXAMPLES ARE ILLUSTRATIVE ONLY. YOU SHOULD NOT CONSIDER THESE EXAMPLES AS A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES WILL BE HIGHER OR LOWER THAN THOSE SHOWN DEPENDING UPON WHICH OPTIONAL BENEFIT YOU ELECT OTHER THAN INDICATED IN THE EXAMPLES OR IF YOU ALLOCATE CONTRACT VALUE TO ANY OTHER AVAILABLE SUBACCOUNTS.

RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 17

Condensed Financial Information

You can find unaudited condensed financial information for the subaccounts representing the lowest and highest total annual variable account expense combinations in Appendix P.

Financial Statements

You can find our audited financial statements and the audited financial statements of the divisions, which are comprised of subaccounts, in the SAI. The SAI does not include audited financial statements for divisions that are new (if any) and have no activity as of the financial statements date.

The Variable Account and the Funds

Variable Account. The variable account was established under Indiana law on July 15, 1987, and the subaccounts are registered together as a single unit investment trust under the Investment Company Act of 1940 (the 1940 Act). This registration does not involve any supervision of our management or investment practices and policies by the SEC. All obligations arising under the contracts are general obligations of RiverSource Life.

The variable account meets the definition of a separate account under federal securities laws. We credit or charge income, capital gains and capital losses of each subaccount only to that subaccount. State insurance law prohibits us from charging a subaccount with liabilities of any other subaccount or of our general business. The variable account includes other subaccounts that are available under contracts that are not described in this prospectus.

Although the IRS has issued some guidance on investor control, the U.S. Treasury and the IRS may continue to examine this aspect of variable contracts and provide additional guidance on investor control. At this time, we do not know what the additional guidance will be or when action will be taken. We reserve the right to modify the contract, as necessary, so that the owner will not be subject to current taxation as the owner of the subaccount assets.

We intend to comply with all federal tax laws so that the contract continues to qualify as an annuity for federal income tax purposes. We reserve the right to modify the contract as necessary to comply with any new tax laws.

The Funds. This contract currently offers subaccounts investing in shares of the funds listed in the table below.

•	Investment objectives: The investment managers and advisers cannot guarantee that the funds will meet their investment objectives. Please read the funds’ prospectuses for facts you should know before investing. These prospectuses are available by contacting us at the address or telephone number on the first page of this prospectus.

•	Fund name and management: A fund underlying your contract in which a subaccount invests may have a name, portfolio manager, objectives, strategies and characteristics that are the same or substantially similar to those of a publicly-traded retail mutual fund. Despite these similarities, an underlying fund is not the same as any publicly-traded retail mutual fund. Each underlying fund will have its own unique portfolio holdings, fees, operating expenses and operating results. The results of each underlying fund may differ significantly from any publicly-traded retail mutual fund.

•	Eligible purchasers: All funds are available to serve as the underlying investments for variable annuities and variable life insurance policies. The funds are not available to the public (see “Fund Name and Management” above). Some funds also are available to serve as investment options for tax-deferred retirement plans. It is possible that in the future for tax, regulatory or other reasons, it may be disadvantageous for variable annuity accounts and variable life insurance accounts and/or tax-deferred retirement plans to invest in the available funds simultaneously. Although we and the funds’ providers do not currently foresee any such disadvantages, the boards of directors or trustees of each fund will monitor events in order to identify any material conflicts between annuity owners, policy owners and tax-deferred retirement plans and to determine what action, if any, should be taken in response to a conflict. If a board were to conclude that it should establish separate fund providers for the variable annuity, variable life insurance and tax-deferred retirement plan accounts, you would not bear any expenses associated with establishing separate funds. Please refer to the funds’ prospectuses for risk disclosure regarding simultaneous investments by variable annuity, variable life insurance and tax-deferred retirement plan accounts. Each fund intends to comply with the diversification requirements under Section 817(h) of the Code.

•	Asset allocation programs may impact fund performance: Asset allocation programs in general may negatively impact the performance of an underlying fund. Even if you do not participate in an asset allocation program, a fund in which your subaccount invests may be impacted if it is included in an asset allocation program. Rebalancing or reallocation under the terms of the asset allocation program may cause a fund to lose money if it must sell large amounts of securities to meet a redemption request. These losses can be greater if the fund holds securities that are not as liquid as others, for example, various types of bonds, shares of smaller companies and securities of foreign issuers. A fund may also experience higher expenses because it must sell or buy securities more frequently than it otherwise might in the absence of asset allocation

 18  RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

program rebalancing or reallocations. Because asset allocation programs include periodic rebalancing and may also include reallocation, these effects may occur under the asset allocation program we offer (see “Making the Most of Your Contract — Portfolio Navigator Program”) or under asset allocation programs used in conjunction with the contracts and plans of other eligible purchasers of the funds.

•	Funds available under the contract: We seek to provide a broad array of underlying funds taking into account the fees and charges imposed by each fund and the contract charges we impose. We select the underlying funds in which the subaccounts initially invest and when there is substitution (see “Substitution of Investments”). We also make all decisions regarding which funds to retain in a contract, which funds to add to a contract and which funds will no longer be offered in a contract. In making these decisions, we may consider various objective and subjective factors. Objective factors include, but are not limited to fund performance, fund expenses, classes of fund shares available, size of the fund and investment objectives and investing style of the fund. Subjective factors include, but are not limited to, investment sub-styles and process, management skill and history at other funds and portfolio concentration and sector weightings. We also consider the levels and types of revenue including, but not limited to, expense payments and non-cash compensation a fund, its distributor, investment adviser, subadviser, transfer agent or their affiliates pay us and our affiliates. This revenue includes, but is not limited to compensation for administrative services provided with respect to the fund and support of marketing and distribution expenses incurred with respect to the fund.

•	Revenue we receive from the funds may create potential conflicts of interest: We or our affiliates receive from each of the funds, or the funds’ affiliates, varying levels and types of revenue, including but not limited to expense payments and non-cash compensation. The amount of this revenue and how it is computed varies by fund, may be significant and may create potential conflicts of interest. The greatest amount and percentage of revenue we and our affiliates receive comes from assets allocated to subaccounts investing in the funds that are managed by our affiliates Columbia Management Investment Advisers, LLC (Columbia Management Investment Advisers) or Columbia Wanger Asset Management, LLC (Columbia Wanger Asset Management) (affiliated funds). Employee compensation and operating goals at all levels are tied to the success of Ameriprise Financial, Inc. and its affiliates, including us. Certain employees may receive higher compensation and other benefits based, in part, on contract values that are invested in the affiliated funds. We or our affiliates receive revenue which ranges up to 0.69% of the average daily net assets invested in the underlying funds through this and other contracts we and our affiliate issue. We or our affiliates may also receive revenue which ranges up to 0.04% of aggregate, net or anticipated sales of underlying funds through this and other contracts we and our affiliate issue. Please see the SAI for a table that ranks the underlying funds according to total dollar amounts they and their affiliates paid us or our affiliates in the prior calendar year.

Expense payments, non-cash compensation and other forms of revenue may influence recommendations your investment professional makes regarding whether you should invest in the contract and whether you should allocate purchase payments or contract value to a subaccount that invests in a particular fund (see “About the Service Providers”).

The revenue we or our affiliates receive from a fund or its affiliates is in addition to revenue we receive from the charges you pay when buying, owning and making withdrawal from the contract (see “Expense Summary”). However, the revenue we or our affiliates receive from a fund or its affiliates may come, at least in part, from the fund’s fees and expenses you pay indirectly when you allocate contract value to the subaccount that invests in that fund.

•	Why revenues are paid to us: In accordance with applicable laws, regulations and the terms of the agreements under which such revenue is paid, we or our affiliates may receive these revenues including, but not limited to expense payments and non-cash compensation for various purposes:

•	Compensating, training and educating investment professionals who sell the contracts.

•	Granting access to our employees whose job it is to promote sales of the contracts by authorized selling firms and their investment professionals, and granting access to investment professionals of our affiliated selling firms.

•	Activities or services we or our affiliates provide that assist in the promotion and distribution of the contracts including promoting the funds available under the contracts to prospective and existing contract owners, authorized selling firms and investment professionals.

•	Providing sub-transfer agency and shareholder servicing to contract owners.

•	Promoting, including and/or retaining the fund’s investment portfolios as underlying investment options in the contracts.

•	Advertising, printing and mailing sales literature, and printing and distributing prospectuses and reports.

•	Furnishing personal services to contract owners, including education of contract owners, answering routine inquiries regarding a fund, maintaining accounts or providing such other services eligible for service fees as defined under the rules of the Financial Industry Regulatory Authority (FINRA).

•	Subaccounting, transaction processing, recordkeeping and administration.

RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 19

•	Sources of revenue received from affiliated funds: The affiliated funds are managed by Columbia Management Investment Advisers or Columbia Wanger Asset Management. The sources of revenue we receive from these affiliated funds, or from affiliates of these funds, may include, but are not necessarily limited to, the following:

•	Assets of the fund’s adviser and transfer agent or an affiliate. The revenue resulting from these sources may be based either on a percentage of average daily net assets of the fund or on the actual cost of certain services we provide with respect to the fund. We may receive this revenue either in the form of a cash payment or it may be allocated to us.

•	Compensation paid out of 12b-1 fees that are deducted from fund assets and disclosed in the “12b-1 fees” column of the “Annual Operating Expenses of the Funds” table.

•	Sources of revenue received from unaffiliated funds: The unaffiliated funds are not managed by an affiliate of ours. The sources of revenue we receive from these unaffiliated funds, or the funds’ affiliates, may include, but are not necessarily limited to, the following:

•	Assets of the fund’s adviser, subadviser, transfer agent or an affiliate of these and assets of the fund’s distributor or an affiliate. The revenue resulting from these sources usually is based on a percentage of average daily net assets of the fund but there may be other types of payment arrangements.

•	Compensation paid out of 12b-1 fees that are deducted from fund assets and disclosed in the “12b-1 fees” column of the “Annual Operating Expenses of the Funds” table.

 20  RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

Unless the PN program is in effect, you may allocate purchase payments and transfers to any or all of the subaccounts of the variable account that invest in shares of the following funds:

	Available under	Available under
	contracts with	contracts with
	applications	applications
	signed on or after	signed prior to
Investing In	May 1, 2007	May 1, 2007	Investment Objective and Policies	Investment Adviser
AllianceBernstein VPS Balanced Wealth Strategy Portfolio (Class B)	N	Y	Seeks to maximize total return consistent with AllianceBernstein’s determination of reasonable risk.	AllianceBernstein L.P.

AllianceBernstein VPS Global Thematic Growth Portfolio (Class B)	Y	Y	Seeks long-term growth of capital.	AllianceBernstein L.P.

AllianceBernstein VPS Growth and Income Portfolio (Class B)	Y	Y	Seeks long-term growth of capital.	AllianceBernstein L.P.

AllianceBernstein VPS International Value Portfolio (Class B)	Y	Y	Seeks long-term growth of capital.	AllianceBernstein L.P.

American Century VP Inflation Protection, Class II	N	Y	Seeks long-term total return using a strategy that seeks to protect against U.S. inflation.	American Century Investment Management, Inc.

American Century VP International, Class II	N	Y	Seeks capital growth.	American Century Investment Management, Inc.

American Century VP Mid Cap Value, Class II	Y	Y	Seeks long-term capital growth. Income is a secondary objective.	American Century Investment Management, Inc.

American Century VP Ultra®, Class II	Y	Y	Seeks long-term capital growth.	American Century Investment Management, Inc.

American Century VP Value, Class II	Y	Y	Seeks long-term capital growth. Income is a secondary objective.	American Century Investment Management, Inc.

ClearBridge Variable Small Cap Growth Portfolio – Class I (previously Legg Mason ClearBridge – Variable Small Cap Growth Portfolio – Class I)	Y	Y	Seeks long-term growth of capital.	Legg Mason Partners Fund Advisor, LLC, adviser; Western Asset Management Company & Western Asset Management Company Limited, subadviser.

Columbia Variable Portfolio – Cash Management Fund (Class 3)	Y	Y	Seeks maximum current income consistent with liquidity and stability of principal.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Diversified Bond Fund (Class 3)	Y	Y	Seeks high level of current income while attempting to conserve the value of the investment for the longest period of time.	Columbia Management Investment Advisers, LLC

RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 21

	Available under	Available under
	contracts with	contracts with
	applications	applications
	signed on or after	signed prior to
Investing In	May 1, 2007	May 1, 2007	Investment Objective and Policies	Investment Adviser
Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3) (previously Columbia Variable Portfolio – Diversified Equity Income Fund (Class 3))	Y	Y	Seeks high level of current income and, as a secondary goal, steady growth of capital.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Emerging Markets Fund (Class 3) (previously Columbia Variable Portfolio – Emerging Markets Opportunity Fund (Class 3))	Y	Y	Seeks long-term capital growth.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – High Yield Bond Fund (Class 3)	Y	Y	Seeks high current income, with capital growth as a secondary objective.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Income Opportunities Fund (Class 2)	Y	Y	Seeks high total return through current income and capital appreciation.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Income Opportunities Fund (Class 3)	Y	Y	Seeks high total return through current income and capital appreciation.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – International Opportunity Fund (Class 3)	Y	Y	Seeks capital appreciation.	Columbia Management Investment Advisers, LLC, adviser; Threadneedle International Limited, an indirect wholly-owned subsidiary of Ameriprise Financial, sub-adviser.

Columbia Variable Portfolio – Large Cap Growth Fund (Class 3)	Y	Y	Seeks long-term capital growth.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3) (previously Columbia Variable Portfolio – Dynamic Equity Fund (Class 3))	Y	Y	Seeks capital appreciation.	Columbia Management Investment Advisers, LLC

 22  RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

	Available under	Available under
	contracts with	contracts with
	applications	applications
	signed on or after	signed prior to
Investing In	May 1, 2007	May 1, 2007	Investment Objective and Policies	Investment Adviser
Columbia Variable Portfolio – Marsico Growth Fund (Class 1)	Y	Y	Seeks long-term growth of capital.	Columbia Management Investment Advisers, LLC, adviser; Marsico Capital Management, LLC, subadviser.

Columbia Variable Portfolio – Marsico International Opportunities Fund (Class 2)	Y	Y	Seeks long-term growth of capital.	Columbia Management Investment Advisers, LLC, adviser; Marsico Capital Management, LLC, subadviser.

Columbia Variable Portfolio – Mid Cap Growth Opportunity Fund (Class 3)	N	Y	Seeks growth of capital.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Mid Cap Value Opportunity Fund (Class 3)	Y	Y	Seeks long-term growth of capital.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – S&P 500 Index Fund (Class 3)	Y	Y	Seeks long-term capital appreciation.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Select Large-Cap Value Fund (Class 3)	N	Y	Seeks long-term growth of capital.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Small Cap Value Fund (Class 2)	Y	Y	Seeks long-term capital appreciation.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 3) (previously Columbia Variable Portfolio – Short Duration U.S. Government Fund (Class 3))	Y	Y	Seeks high level of current income and safety of principal consistent with investment in U.S. government and government agency securities.	Columbia Management Investment Advisers, LLC

Credit Suisse Trust – Commodity Return Strategy Portfolio	Y	Y	The fund is designed to achieve positive total return relative to the performance of the Dow Jones-UBS Commodity Index Total Return (“DJ-UBS”).	Credit Suisse Asset Management, LLC

Dreyfus Investment Portfolios MidCap Stock Portfolio, Service Shares	N	Y	Seeks investment results that are greater than the total return performance of publicly traded common stocks of medium-size domestic companies in the aggregate, as represented by the Standard & Poor’s MidCap 400 Index.	The Dreyfus Corporation

RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 23

	Available under	Available under
	contracts with	contracts with
	applications	applications
	signed on or after	signed prior to
Investing In	May 1, 2007	May 1, 2007	Investment Objective and Policies	Investment Adviser
Dreyfus Investment Portfolios Technology Growth Portfolio, Service Shares	N	Y	Seeks capital appreciation.	The Dreyfus Corporation

Dreyfus Variable Investment Fund Appreciation Portfolio, Service Shares	N	Y	Seeks long-term capital growth consistent with the preservation of capital.	The Dreyfus Corporation, adviser; Fayez Sarofim & Co., sub-adviser.

Dreyfus Variable Investment Fund International Equity Portfolio, Service Shares	Y	Y	Seeks capital growth.	The Dreyfus Corporation, adviser; Newton Capital Management Limited, sub-adviser

Dreyfus Variable Investment Fund International Value Portfolio, Service Shares	Y	Y	Seeks long-term capital growth.	The Dreyfus Corporation

Eaton Vance VT Floating-Rate Income Fund	Y	Y	Seeks high level of current income.	Eaton Vance Management

Fidelity® VIP Contrafund® Portfolio Service Class 2	Y	Y	Seeks long-term capital appreciation. Normally invests primarily in common stocks. Invests in securities of companies whose value it believes is not fully recognized by the public. Invests in either “growth” stocks or “value” stocks or both. The fund invests in domestic and foreign issuers.	Fidelity Management & Research Company (FMR) is the fund’s manager. FMR Co., Inc. (FMRC) and other investment advisers serve as sub-advisers for the fund.

Fidelity® VIP Growth Portfolio Service Class 2	N	Y	Seeks to achieve capital appreciation. Normally invests primarily in common stocks. Invests in companies that it believes have above-average growth potential (stocks of these companies are often called “growth” stocks). The Fund invests in domestic and foreign issuers.	FMR and FMRC

Fidelity® VIP Investment Grade Bond Portfolio Service Class 2	Y	Y	Seeks as high level of current income as is consistent with the preservation of capital. Normally invests at least 80% of assets in investment-grade debt securities (those of medium and high quality) of all types and repurchase agreements for those securities.	FMR and FIMM

 24  RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

	Available under	Available under
	contracts with	contracts with
	applications	applications
	signed on or after	signed prior to
Investing In	May 1, 2007	May 1, 2007	Investment Objective and Policies	Investment Adviser
Fidelity® VIP Mid Cap Portfolio Service Class 2	Y	Y	Seeks long-term growth of capital. Normally invests primarily in common stocks. Normally invests at least 80% of assets in securities of companies with medium market capitalizations. May invest in companies with smaller or larger market capitalizations. Invests in domestic and foreign issuers. The Fund invests in either “growth” or “value” common stocks or both.	FMR and FMRC

Fidelity® VIP Overseas Portfolio Service Class 2	Y	Y	Seeks long-term growth of capital. Normally invests primarily in common stocks allocating investments across different countries and regions. Normally invests at least 80% of assets in non-U.S. securities.	FMR and FMRC

FTVIPT Franklin Income Securities Fund – Class 2	Y	Y	Seeks to maximize income while maintaining prospects for capital appreciation. Under normal market conditions, the fund invests in both equity and debt securities.	Franklin Advisers, Inc. adviser; Templeton Investment Counsel, LLC, subadviser.

FTVIPT Franklin Rising Dividends Securities Fund – Class 2	N	Y	Seeks long-term capital appreciation, with preservation of capital as an important consideration. Under normal market conditions, the fund invests at least 80% of its net assets in equity securities of companies that have paid rising dividends.	Franklin Advisory Services, LLC

FTVIPT Franklin Small-Mid Cap Growth Securities Fund – Class 2	N	Y	Seeks long-term capital growth. Under normal market conditions, the fund invests at least 80% of its net assets in investments of small capitalization and mid capitalization companies.	Franklin Advisers, Inc.

RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 25

	Available under	Available under
	contracts with	contracts with
	applications	applications
	signed on or after	signed prior to
Investing In	May 1, 2007	May 1, 2007	Investment Objective and Policies	Investment Adviser
FTVIPT Mutual Shares Securities Fund – Class 2	N	Y	Seeks capital appreciation, with income as a secondary goal. Under normal market conditions, the fund invests primarily in U.S. and foreign equity securities that the investment manager believes are undervalued.	Franklin Mutual Advisers, LLC

FTVIPT Templeton Global Bond Securities Fund – Class 2	Y	Y	Seeks high current income, consistent with preservation of capital, with capital appreciation as a secondary consideration. Under normal market conditions, the fund invests at least 80% of its net assets in bonds, which include debt securities of any maturity, such as bonds, notes, bills and debentures.	Franklin Advisers, Inc.

FTVIPT Templeton Growth Securities Fund – Class 2	Y	Y	Seeks long-term capital growth. Under normal market conditions, the fund invests predominantly in equity securities of companies located anywhere in the world, including those in the U.S. and emerging markets.	Templeton Global Advisors Limited

Goldman Sachs VIT Mid Cap Value Fund – Institutional Shares	Y	Y	Seeks long-term capital appreciation.	Goldman Sachs Asset Management, L.P.

Goldman Sachs VIT Structured U.S. Equity Fund – Institutional Shares	Y	Y	Seeks long-term growth of capital.	Goldman Sachs Asset Management, L.P.

Invesco V.I. American Franchise Fund, Series II Shares (previously Invesco Van Kampen V.I. – American Franchise Fund, Series II Shares)	Y	Y	Seeks capital growth.	Invesco Advisers, Inc.

Invesco V.I. Comstock Fund, Series II Shares (previously Invesco Van Kampen V.I. – Comstock Fund, Series II Shares)	Y	Y	Seeks capital growth and income through investments in equity securities, including common stocks, preferred stocks and securities convertible into common and preferred stocks.	Invesco Advisers, Inc.

 26  RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

	Available under	Available under
	contracts with	contracts with
	applications	applications
	signed on or after	signed prior to
Investing In	May 1, 2007	May 1, 2007	Investment Objective and Policies	Investment Adviser
Invesco V.I. Global Health Care Fund, Series II Shares	Y	Y	Seeks long-term growth of capital.	Invesco Advisers, Inc.

Invesco V.I. International Growth Fund, Series II Shares	Y	Y	Seeks long-term growth of capital.	Invesco Advisers, Inc.

Invesco V.I. Mid Cap Core Equity Fund, Series II Shares	N	Y	Seeks long-term growth of capital.	Invesco Advisers, Inc.

Invesco V.I. Mid Cap Growth Fund, Series II Shares (previously Invesco Van Kampen V.I. – Mid Cap Growth Fund, Series II Shares)	Y	Y	Seeks capital growth.	Invesco Advisers, Inc.

Invesco V.I. Value Opportunities Fund, Series II Shares (previously Invesco Van Kampen V.I. – Value Opportunities Fund, Series II Shares)	N	Y	Seeks long-term growth of capital.	Invesco Advisers, Inc.

Janus Aspen Series Janus Portfolio: Service Shares	Y	Y	Seeks long-term growth of capital.	Janus Capital Management LLC

MFS® Investors Growth Stock Series – Service Class	N	Y	Seeks capital appreciation.	MFS® Investment Management

MFS® New Discovery Series – Service Class	N	Y	Seeks capital appreciation.	MFS® Investment Management

MFS® Total Return Series – Service Class	Y	Y	Seeks total return.	MFS® Investment Management

MFS® Utilities Series – Service Class	Y	Y	Seeks total return.	MFS® Investment Management

Morgan Stanley UIF Global Real Estate Portfolio, Class II Shares	Y	Y	Seeks to provide current income and capital appreciation.	Morgan Stanley Investment Management Inc., adviser; Morgan Stanley Investment Management Limited and Morgan Stanley Investment Management Company, subadvisers.

Morgan Stanley UIF Mid Cap Growth Portfolio, Class II Shares	Y	Y	Seeks long-term capital growth by investing primarily in common stocks and other equity securities.	Morgan Stanley Investment Management Inc.

RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 27

	Available under	Available under
	contracts with	contracts with
	applications	applications
	signed on or after	signed prior to
Investing In	May 1, 2007	May 1, 2007	Investment Objective and Policies	Investment Adviser
Morgan Stanley UIF U.S. Real Estate Portfolio, Class II Shares	N	Y	Seeks to provide above average current income and long-term capital appreciation by investing primarily in equity securities of companies in the U.S. real estate industry, including real estate investment trusts.	Morgan Stanley Investment Management Inc.

Oppenheimer Capital Appreciation Fund/VA, Service Shares	Y	Y	Seeks capital appreciation by investing in securities of well-known, established companies.	OFI Global Asset Management, Inc., adviser; OppenheimerFunds, Inc., sub-adviser.

Oppenheimer Global Fund/VA, Service Shares (previously Oppenheimer Global Securities Fund/VA, Service Shares)	Y	Y	Seeks long-term capital appreciation by investing a substantial portion of its assets in securities of foreign issuers, “growth-type” companies, cyclical industries and special situations that are considered to have appreciation possibilities.	OFI Global Asset Management, Inc., adviser; OppenheimerFunds, Inc., sub-adviser.

Oppenheimer Global Strategic Income Fund/VA, Service Shares	Y	Y	Seeks a high level of current income principally derived from interest on debt securities.	OFI Global Asset Management, Inc., adviser; OppenheimerFunds, Inc., sub-adviser.

Oppenheimer Main Street Small Cap Fund®/VA, Service Shares (previously Oppenheimer Main Street Small- & Mid-Cap Fund®/VA, Service Shares)	Y	Y	Seeks capital appreciation.	OFI Global Asset Management, Inc., adviser; OppenheimerFunds, Inc., sub-adviser.

PIMCO VIT All Asset Portfolio, Advisor Class	Y	Y	Seeks maximum real return consistent with preservation of real capital and prudent investment management.	Pacific Investment Management Company LLC (PIMCO)

Putnam VT Global Health Care Fund – Class IB Shares	N	Y	Seeks capital appreciation.	Putnam Investment Management, LLC, adviser; Putnam Advisory Company, LLC, sub-adviser; and Putnam Investments Limited

Putnam VT International Equity Fund – Class IB Shares	N	Y	Seeks capital appreciation.	Putnam Investment Management, LLC, adviser; Putnam Advisory Company, LLC, sub-adviser; and Putnam Investments Limited

 28  RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

	Available under	Available under
	contracts with	contracts with
	applications	applications
	signed on or after	signed prior to
Investing In	May 1, 2007	May 1, 2007	Investment Objective and Policies	Investment Adviser
Putnam VT Multi-Cap Growth Fund – Class IB Shares	N	Y	Seeks long-term capital appreciation.	Putnam Investment Management, LLC

Putnam VT Small Cap Value Fund – Class IB Shares	N	Y	Seeks capital appreciation.	Putnam Investment Management, LLC

Variable Portfolio – Aggressive Portfolio (Class 2)	Y	N	Seeks high level of total return that is consistent with an aggressive level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in underlying funds that invest in equity securities and also invests a small amount in underlying funds that invest in fixed income securities.	Columbia Management Investment Advisers, LLC

Variable Portfolio – Aggressive Portfolio (Class 4)	Y	N	Seeks high level of total return that is consistent with an aggressive level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in underlying funds that invest in equity securities and also invests a small amount in underlying funds that invest in fixed income securities.	Columbia Management Investment Advisers, LLC

Variable Portfolio – BlackRock Global Inflation-Protected Securities Fund (Class 3) (previously Columbia Variable Portfolio – Global Inflation Protected Securities Fund (Class 3))	Y	Y	Non-diversified fund that seeks total return that exceeds the rate of inflation over the long term.	Columbia Management Investment Advisers, LLC, adviser; BlackRock Financial Management, Inc., subadviser.

RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 29

	Available under	Available under
	contracts with	contracts with
	applications	applications
	signed on or after	signed prior to
Investing In	May 1, 2007	May 1, 2007	Investment Objective and Policies	Investment Adviser
Variable Portfolio – Conservative Portfolio (Class 2)	Y	N	Seeks high level of total return that is consistent with a conservative level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in underlying funds that invest in fixed income securities.	Columbia Management Investment Advisers, LLC

Variable Portfolio – Conservative Portfolio (Class 4)	Y	N	Seeks high level of total return that is consistent with a conservative level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in underlying funds that invest in fixed income securities.	Columbia Management Investment Advisers, LLC

Variable Portfolio – Moderate Portfolio (Class 2)	Y	N	Seeks high level of total return that is consistent with a moderate level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in a balance of underlying funds that invest in fixed income securities and underlying funds that invest in equity securities.	Columbia Management Investment Advisers, LLC

Variable Portfolio – Moderate Portfolio (Class 4)	Y	N	Seeks high level of total return that is consistent with a moderate level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in a balance of underlying funds that invest in fixed income securities and underlying funds that invest in equity securities.	Columbia Management Investment Advisers, LLC

 30  RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

	Available under	Available under
	contracts with	contracts with
	applications	applications
	signed on or after	signed prior to
Investing In	May 1, 2007	May 1, 2007	Investment Objective and Policies	Investment Adviser
Variable Portfolio – Moderately Aggressive Portfolio (Class 2)	Y	N	Seeks high level of total return that is consistent with a moderately aggressive level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in underlying funds that invest in equity securities and also invests a moderate amount in underlying funds that invest in fixed income securities.	Columbia Management Investment Advisers, LLC

Variable Portfolio – Moderately Aggressive Portfolio (Class 4)	Y	N	Seeks high level of total return that is consistent with a moderately aggressive level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in underlying funds that invest in equity securities and also invests a moderate amount in underlying funds that invest in fixed income securities.	Columbia Management Investment Advisers, LLC

Variable Portfolio – Moderately Conservative Portfolio (Class 2)	Y	N	Seeks high level of total return that is consistent with a moderately conservative level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in underlying funds that invest in fixed income securities and also invests a moderate amount in underlying funds that invest in equity securities.	Columbia Management Investment Advisers, LLC

RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 31

	Available under	Available under
	contracts with	contracts with
	applications	applications
	signed on or after	signed prior to
Investing In	May 1, 2007	May 1, 2007	Investment Objective and Policies	Investment Adviser
Variable Portfolio – Moderately Conservative Portfolio (Class 4)	Y	N	Seeks high level of total return that is consistent with a moderately conservative level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in underlying funds that invest in fixed income securities and also invests a moderate amount in underlying funds that invest in equity securities.	Columbia Management Investment Advisers, LLC

Variable Portfolio – Partners Small Cap Value Fund (Class 3)	Y	Y	Seeks long-term capital appreciation.	Columbia Management Investment Advisers, LLC, adviser; Barrow, Hanley, Mewhinney & Strauss, Inc., Denver Investment Advisors LLC, Donald Smith & Co., Inc., River Road Asset Management, LLC and Turner Investment Partners, Inc., subadvisers.

Variable Portfolio – Sit Dividend Growth Fund (Class 3) (previously Variable Portfolio – Davis New York Venture Fund (Class 3))	Y	Y	Seeks long-term capital growth.	Columbia Management Investment Advisers, LLC, adviser; Sit Investment Associates, Inc., subadviser.

Variable Portfolio – Victory Established Value Fund (Class 3) (previously Variable Portfolio – Goldman Sachs Mid Cap Value Fund (Class 3))	Y	Y	Seeks long-term growth of capital.	Columbia Management Investment Advisers, LLC, adviser; Victory Capital Management, Inc., subadviser.

Wanger International	Y	Y	Seeks long-term capital appreciation.	Columbia Wanger Asset Management, LLC

Wanger USA	Y	Y	Seeks long-term capital appreciation.	Columbia Wanger Asset Management, LLC

The Guarantee Period Accounts (GPAs)

The GPAs may not be available for contracts in some states.

Currently, unless the PN program is in effect, you may allocate purchase payments to one or more of the GPAs with guarantee periods declared by us. These periods of time vary by state. The required minimum investment in each GPA is $1,000. (Exception: if a PN program model portfolio includes one or more GPAs, the required minimum investment does not apply.) These accounts are not offered after the annuitization start date.

 32  RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

Each GPA pays an interest rate that is declared when you make an allocation to that account. That interest rate is then fixed for the guarantee period that you chose. We will periodically change the declared interest rate for any future allocations to these accounts, but we will not change the rate paid on contract value currently in a GPA.

The interest rates that we will declare as guaranteed rates in the future are determined by us at our discretion (future rates). We will determine future rates based on various factors including, but not limited to, the interest rate environment, returns we earn on investments in the nonunitized separate account we have established for the GPAs, the rates currently in effect for new and existing RiverSource Life annuities, product design, competition and RiverSource Life’s revenues and other expenses. We cannot predict nor can we guarantee what future rates will be.

We hold amounts you allocate to the GPAs in a “nonunitized” separate account. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the GPAs. State insurance law prohibits us from charging this separate account with liabilities of any other separate account or of our general business. We own the assets of this separate account as well as any favorable investment performance of those assets. You do not participate in the performance of the assets held in this separate account. We guarantee all benefits relating to your value in the GPAs. This guarantee is based on the continued claims-paying ability of the company’s general account. You should be aware that our general account is exposed to the risks normally associated with a portfolio of fixed-income securities, including interest rate, option, liquidity and credit risk. You should also be aware that we issue other types of insurance and financial products as well, and we also pay our obligations under these products from assets in our general account. Our general account is not segregated or insulated from the claims of our creditors. The financial statements contained in the SAI include a further discussion of the risks inherent within the investments of the general account.

We intend to construct and manage the investment portfolio relating to the separate account in such a way as to minimize the impact of fluctuations by interest rates. We seek to achieve this by constructing a portfolio of assets with a price sensitivity to interest rate changes (i.e., price duration) that is similar to the price duration of the corresponding portfolio of liabilities.

We must invest this portfolio of assets in accordance with requirements established by applicable state laws regarding the nature and quality of investments that life insurance companies may make and the percentage of their assets that they may commit to any particular type of investment. Our investment strategy will incorporate the use of a variety of debt instruments having price durations tending to match the applicable guarantee periods. These instruments include, but are not necessarily limited to, the following:

•	Securities issued by the U.S. government or its agencies or instrumentalities, which issues may or may not be guaranteed by the U.S. government;

•	Debt securities that have an investment grade, at the time of purchase, within the four highest grades assigned by any of three nationally recognized rating agencies — Standard & Poor’s, Moody’s Investors Service or Fitch — or are rated in the two highest grades by the National Association of Insurance Commissioners;

•	Other debt instruments which are unrated or rated below investment grade, limited to 10% of assets at the time of purchase; and

•	Real estate mortgages, limited to 45% of portfolio assets at the time of acquisition.

In addition, options and futures contracts on fixed income securities will be used from time to time to achieve and maintain appropriate investment and liquidity characteristics on the overall asset portfolio.

While this information generally describes our investment strategy, we are not obligated to follow any particular strategy except as may be required by federal law and Indiana and other state insurance laws.

MARKET VALUE ADJUSTMENT (MVA)
We will not apply an MVA to contract value you transfer or surrender out of the GPAs within 30 days before the end of the guarantee period. During this 30 day window, you may choose to start a new guarantee period of the same length, transfer the contract value from the specified GPA to a GPA of another length, transfer the contract value from the specified GPA to any of the subaccounts, the regular fixed account (Current Contract) or the one-year fixed account (Original Contract), or surrender the value from the specified GPA (all subject to applicable surrender and transfer provisions). If we do not receive any instructions by the end of your guarantee period, our current practice is to automatically transfer the contract value from the specified GPA into the shortest GPA term offered in your state. If no GPAs are offered, we will transfer the value to the regular fixed account (Current Contract) or the one-year fixed account (Original Contract), if available. If the regular fixed account (Current Contract) or the one-year fixed account (Original Contract) is not available, we will transfer the value to the money market or cash management variable subaccount we designate.

We guarantee the contract value allocated to the GPAs, including the interest credited, if you do not make any transfers or surrenders from the GPAs prior to 30 days before the end of the guarantee period (30-day rule). At all other times, and unless one of the exceptions to the 30-day rule described below applies, we will apply an MVA if you surrender or transfer contract

RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 33

value from a GPA including surrenders under the SecureSource series of riders, the Guarantor Withdrawal Benefit for Life rider or the Guarantor Withdrawal Benefit, or you elect an annuity payout plan while you have contract value invested in a GPA. We will refer to these transactions as “early surrenders.” The application of an MVA may result in either a gain or loss of principal.

For the Current Contract, the 30-day rule does not apply and no MVA will apply to:

•	amounts surrendered under contract provisions that waive surrender charges for Hospital or Nursing Home Confinement and Terminal Illness Disability Diagnosis;

•	amounts transferred automatically under the PN program; and

•	amounts deducted for fees and charges.

Amounts we pay as death claims will not be reduced by any MVA.

For the Original Contract, the 30-day rule does not apply and no MVA will apply to:

•	transfers from a one-year GPA occurring under an automated dollar-cost averaging program or interest sweep strategy;

•	automatic rebalancing under any PN program model portfolio we offer which contains one or more GPAs. However, an MVA may apply if you transfer to a new PN program investment option;

•	amounts applied to an annuity payout plan while a PN program model portfolio containing one or more GPAs is in effect;

•	amounts deducted for fees and charges; or

•	amounts we pay as death claims.

When you request an early surrender, we adjust the early surrender amount by an MVA formula. The early surrender amount reflects the relationship between the guaranteed interest rate you are earning in your current GPA and the interest rate we are crediting on new GPAs that end at the same time as your current GPA.

The MVA is sensitive to changes in current interest rates. The magnitude of any applicable MVA will depend on our current schedule of guaranteed interest rates at the time of the early surrender, the time remaining in your guarantee period and your guaranteed interest rate. The MVA is negative, zero or positive depending on how the guaranteed interest rate on your GPA compares to the interest rate of a new GPA for the same number of years as the guarantee period remaining on your GPA. This is summarized in the following table:

If your GPA rate is:	The MVA is:

Less than the new GPA rate + 0.10%	Negative

Equal to the new GPA rate + 0.10%	Zero

Greater than the new GPA rate + 0.10%	Positive

For examples, see Appendix A.

The Fixed Account (Applies to applications signed on or after May 1, 2006 and if available in your state)

Amounts allocated to the fixed account become part of our general account. For the Current Contract, the fixed account includes the regular fixed account and the Special DCA fixed account. For the Original Contract, the fixed account includes the one-year fixed account and the DCA fixed account. We credit interest on amounts you allocate to the fixed account at rates we determine from time to time in our discretion. These rates will be based on various factors including, but not limited to, the interest rate environment, returns we earn on our general account investments, the rates currently in effect for new and existing RiverSource Life annuities, product design, competition, and RiverSource Life’s revenues and expenses. The guaranteed minimum interest rate on amounts invested in the fixed account may vary by state but will not be lower than state law allows. We back the principal and interest guarantees relating to the fixed account. These guarantees are based on the continued claims-paying ability of RiverSource Life. You should be aware that our general account is exposed to the risks normally associated with a portfolio of fixed-income securities, including interest rate, option, liquidity and credit risk. You should also be aware that we issue other types of insurance and financial products as well, and we also pay our obligations under these products from assets in our general account. Our general account is not segregated or insulated from the claims of our creditors. The financial statements contained in the SAI include a further discussion of the risks inherent within the investments of the general account.

The fixed account is not required to be registered with the SEC. The SEC staff does not review the disclosures in this prospectus on the fixed account, however, disclosures regarding the fixed account may be subject to certain generally applicable provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

 34  RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

Current Contract:
(applications signed on or after Nov. 30, 2009, subject to state availability)

THE REGULAR FIXED ACCOUNT
(Not available under Contract Option C unless included in a PN program investment option you selected)

Unless the PN program we offer is in effect, you may allocate purchase payments or transfer contract value to the regular fixed account. The value of the regular fixed account increases as we credit interest to the regular fixed account. We credit and compound interest daily based on a 365-day year (366 in a leap year) so as to produce the annual effective rate which we declare. The interest rate we apply to each purchase payment or transfer to the regular fixed account is guaranteed for one year. Thereafter, we will change the rates from time to time at our discretion, but your interest rate for each purchase payment or transfer will never change more frequently than annually. There are restrictions on transfers from this account and may be restrictions on the amount you can allocate to this account (see “Making the Most of Your Contract — Transfer policies”).

THE SPECIAL DCA FIXED ACCOUNT
You may allocate purchase payments to the Special DCA fixed account. You may not transfer contract value to the Special DCA fixed account.

You may allocate your entire initial purchase payment to the Special DCA fixed account for a term of six or twelve months. We reserve the right to offer shorter or longer terms for the Special DCA fixed account.

In accordance with your investment instructions, we transfer a pro rata amount from the Special DCA fixed account to the subaccounts or PN program investment option you select monthly so that, at the end of the Special DCA fixed account term, the balance of the Special DCA fixed account is zero. The first Special DCA monthly transfer occurs one day after we receive your payment. You may not use the regular fixed account or any GPA as a destination for the Special DCA monthly transfer. (Exception: if a PN program is in effect, and the PN program investment option you selected, if applicable, includes the regular fixed account or any GPA, amounts will be transferred from the Special DCA fixed account to the regular fixed account or GPA according to the allocation percentage established for the PN program investment option you have selected.)

The value of the Special DCA fixed account increases when we credit interest to the Special DCA fixed account, and decreases when we make monthly transfers from the Special DCA fixed account. When you allocate a purchase payment to the Special DCA fixed account, the interest rates applicable to that purchase payment will be the rates in effect for the Special DCA fixed account term you choose on the date we receive your purchase payment. The applicable interest rate is guaranteed for the length of the term for the Special DCA fixed account term you choose. We credit and compound interest daily based on a 365-day year (366 in a leap year) so as to produce the annual effective rate which we declare. We credit interest only on the declining balance of the Special DCA fixed account; we do not credit interest on amounts that have been transferred from the Special DCA fixed account. As a result, the net effective interest rates we credit will be less than the declared annual effective rates. Generally, we will credit the Special DCA fixed account with interest at the same annual effective rate we apply to the regular fixed account on the date we receive your purchase payment, regardless of the length of the term you select. From time to time, we may credit interest to the Special DCA fixed account at promotional rates that are higher than those we credit to the regular fixed account. We reserve the right to declare different annual effective rates:

•	for the Special DCA fixed account and the regular fixed account; and

•	for the Special DCA fixed accounts with terms of differing length.

Alternatively, you may allocate your initial purchase payment to any combination of the following which equals one hundred percent of the amount you invest:

•	the Special DCA fixed account for a six month term;

•	the Special DCA fixed account for a twelve month term;

•	the PN program investment option in effect;

•	if no PN program investment option is in effect, to the regular fixed account, the GPAs and/or the subaccounts, subject to investment minimums and other restrictions we may impose on investments in the regular account and the GPAs.

Once you establish a Special DCA fixed account, you cannot allocate additional purchase payments to it. However, you may establish another Special DCA fixed account and allocate new purchase payments to it.

If you participate in the PN program and you change to a different PN program investment option while a Special DCA fixed account term is in progress, we will allocate transfers from the Special DCA fixed account to your newly-elected PN program investment option.

If your contract permits, and you discontinue your participation in a PN program investment option while a Special DCA fixed account term is in progress, we will allocate transfers from your Special DCA fixed account for the remainder of the term to

RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 35

the subaccounts in accordance with your current Special DCA fixed account allocation instructions. If your current Special DCA fixed account allocation instructions include a fund to which allocations are restricted and you do not provide new instructions, we will transfer prorated amounts to the valid portion of your allocation instruction.

You may discontinue any Special DCA fixed account before the end of its term by giving us notice. If you do so, we will transfer the remaining balance of the Special DCA fixed account to the PN program investment option in effect, or if no PN program investment option is in effect, in accordance with your investment instructions to us to the regular fixed account, the GPAs and/or the subaccounts, subject to investment minimums and other restrictions we may impose on investments in the regular fixed account and the GPAs, including but not limited to, any limitations described in this prospectus on transfers (see “Transfer policies”).

Dollar-cost averaging from the Special DCA fixed account does not guarantee that any subaccount will gain in value nor will it protect against a decline in value if market prices fall. For a discussion of how dollar-cost averaging works, see “Making the Most of your Contract — Automated Dollar-Cost Averaging.”

Original Contract:
(applications signed prior to Nov. 30, 2009 or in states where the Current Contract is not available)

ONE-YEAR FIXED ACCOUNT
Unless the PN program we offer is in effect, you may allocate purchase payments or transfer contract value to the one-year fixed account.(1) The value of the one-year fixed account increases as we credit interest to the one-year fixed account. We credit and compound interest daily based on a 365-day year (366 in a leap year) so as to produce the annual effective rate which we declare. We credit the one-year fixed account with the current guaranteed annual rate that is in effect on the date we receive your purchase payment or you transfer contract value to the one-year fixed account. The interest rate we apply to each purchase payment or transfer to the one-year fixed account is guaranteed for one year. There are restrictions on the amount you can allocate to the one-year fixed account as well as on transfers from this account (see “Making the Most of Your Contract — Transfer policies”).

(1)	For Contract Option C, the one-year fixed account may not be available, or may be significantly limited in some states. See your contract for the actual terms at the one-year fixed account you purchased.

DCA FIXED ACCOUNT
You may allocate purchase payments to the DCA fixed account. You may not transfer contract value to the DCA fixed account.

You may allocate your entire initial purchase payment to the DCA fixed account for a term of six or twelve months. We reserve the right to offer shorter or longer terms for the DCA fixed account.

In accordance with your investment instructions, we transfer a pro rata amount from the DCA fixed account to your investment allocations monthly so that, at the end of the DCA fixed account term, the balance of the DCA fixed account is zero. The first DCA monthly transfer occurs one day after we receive your payment.

The value of the DCA fixed account increases when we credit interest to the DCA fixed account, and decreases when we make monthly transfers from the DCA fixed account. When you allocate a purchase payment to the DCA fixed account, the interest rates applicable to that purchase payment will be the rates in effect for the DCA fixed account term you choose on the date we receive your purchase payment. The applicable interest rate is guaranteed for the length of the term for the DCA fixed account term you choose. We credit and compound interest daily based on a 365-day year (366 in a leap year) so as to produce the annual effective rate which we declare. We credit interest only on the declining balance of the DCA fixed account; we do not credit interest on amounts that have been transferred from the DCA fixed account. As a result, the net effective interest rates we credit will be less than the declared annual effective rates. Generally, we will credit the DCA fixed account with interest at the same annual effective rate we apply to the one-year fixed account on the date we receive your purchase payment, regardless of the length of the term you select. From time to time, we may credit interest to the DCA fixed account at promotional rates that are higher than those we credit to the one-year fixed account. We reserve the right to declare different annual effective rates:

•	for the DCA fixed account and the one-year fixed account;

•	for the DCA fixed accounts with terms of differing length;

•	for amounts in the DCA fixed account that are transferred to the one-year fixed account;

•	for amounts in the DCA fixed account that are transferred to the GPAs;

•	for amounts in the DCA fixed account that are transferred to the subaccounts.

 36  RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

Alternatively, you may allocate your initial purchase payment to any combination of the following which equals one hundred percent of the amount you invest:

•	the DCA fixed account for a six month term;

•	the DCA fixed account for a twelve month term;

•	the PN program investment option in effect;

•	if no PN program investment option is in effect, to the one-year fixed account, the GPAs and/or the subaccounts, subject to investment minimums and other restrictions we may impose on investments in the one-year fixed account and the GPAs.

If you make a purchase payment while a DCA fixed account term is in progress, you may allocate your purchase payment among the following:

•	to the DCA fixed account term(s) then in effect. Amounts you allocate to an existing DCA fixed account term will be transferred out of the DCA fixed account over the remainder of the term. For example, if you allocate a new purchase payment to an existing DCA fixed account term of six months when only two months remains in the six month term, the amount you allocate will be transferred out of the DCA fixed account over the remaining two months of the term;

•	to the PN program investment option then in effect;

•	if no PN program investment option is in effect, then to the one-year fixed account, the GPAs and/or the subaccounts, subject to investment minimums and other restrictions we may impose on investments in the one-year fixed account and the GPAs.

If no DCA fixed account term is in progress when you make an additional purchase payment, you may allocate it according to the rules above for the allocation of your initial purchase payment.

If you participate in a PN program and you change to a different PN program investment option while a DCA fixed account term is in progress, we will allocate transfers from the DCA fixed account to your newly-elected PN program investment option.

If your contract permits, and you discontinue your participation in a PN program while a DCA fixed account term is in progress, we will allocate transfers from the DCA fixed account for the remainder of the term in accordance with your investment instructions to us to the one-year fixed account, the GPAs and the subaccounts, subject to investment minimums and other restrictions we may impose on investments in the one-year fixed account and the GPAs, including but not limited to, any limitations described in this prospectus on transfers (see “Transfer policies”).

You may discontinue any DCA fixed account before the end of its term by giving us notice. If you do so, we will transfer the remaining balance of the DCA fixed account whose term you are ending to the PN program investment option in effect, or if no PN program investment option is in effect, in accordance with your investment instructions to us to the one-year fixed account, the GPAs and/or the subaccounts, subject to investment minimums and other restrictions we may impose on investments in the one-year fixed account and the GPAs, including but not limited to, any limitations described in this prospectus on transfers (see “Transfer policies”).

Dollar-cost averaging from the DCA fixed account does not guarantee that any subaccount will gain in value nor will it protect against a decline in value if market prices fall. For a discussion of how dollar-cost averaging works, see “Making the Most of your Contract — Automated Dollar-Cost Averaging.”

Buying Your Contract

New contracts are not currently being offered. We are required by law to obtain personal information from you which we will use to verify your identity. If you do not provide this information we reserve the right to refuse to issue your contract or take other steps we deem reasonable. You may buy Contract Option L or Contract Option C. Contract Option L has a four-year surrender charge schedule. Contract Option C eliminates the per purchase payment surrender charge schedule in exchange for a higher mortality and expense risk fee. Contract Option L includes the option to purchase a living benefit rider. Contract Option C under Current Contract, includes the option to purchase only one living benefit rider, Accumulation Protector Benefit rider; other living benefit riders are not currently available under Contract Option C. Both contracts have the same underlying funds. As the owner, you have all rights and may receive all benefits under the contract.

You may select a qualified or nonqualified annuity. Generally, you can own a nonqualified annuity in joint tenancy with rights of survivorship only in spousal situations. You cannot own a qualified annuity in joint tenancy. For the Current Contract, you can buy a contract if you are 85 or younger. For the Original Contract, you can buy a contract if you and the annuitant are age 85 or younger. (The age limit may be younger for qualified annuities in some states.)

RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 37

When you applied, you could have selected:

Current Contract:
(applications signed on or after Nov. 30, 2009, subject to state availability)

•	contract Option L or contract Option C;

•	GPAs, the regular fixed account (if included), the Special DCA fixed account and/or subaccounts in which you want to invest;

•	how you want to make purchase payments;

•	a beneficiary;

•	the optional PN program(1); and

•	one of the following optional death benefits:

– MAV Death Benefit;

– 5% Accumulation Death Benefit; or

– Enhanced Death Benefit.

•	one of the following additional optional death benefits:

– Benefit Protector Death Benefit rider(2); or

– Benefit Protector Plus Death Benefit rider(2).

In addition, if available under your Contract Option, you could have also selected one of the following optional living benefits (all require the use of the PN program):

•	SecureSource Stages 2 riders;

•	SecureSource Stages rider; or

•	Accumulation Protector Benefit rider

The Current Contract provides for allocation of purchase payments to the GPAs, the regular fixed account (Contract Option L only), the Special DCA fixed account and/or the subaccounts of the variable account subject to the $1,000 required minimum investment for the GPAs. For Contract Option L, we currently allow you to allocate the total amount of purchase payment to the regular fixed account. We reserve the right to limit purchase payment allocations to the regular fixed account at any time on a non-discriminatory basis with notification, subject to state restrictions. You cannot allocate purchase payments to the fixed account for six months following a partial surrender from the fixed account, a lump sum transfer from the regular fixed account, or termination of automated transfers from the Special DCA fixed account prior to the end of the Special DCA fixed account term.

Original Contract:
(applications signed prior to Nov. 30, 2009 or in states where the Current Contract was not available)

•	contract Option L or Option C;

•	GPAs, the one-year fixed account (if included), the DCA fixed account (if included) and/or subaccounts in which you want to invest;

•	how you want to make purchase payments;

•	a beneficiary;

•	the optional PN program(1); and

•	one of the following optional death benefits:

– MAV Death Benefit;

– 5% Accumulation Death Benefit; or

– Enhanced Death Benefit.

•	one of the following additional optional death benefits:

– Benefit Protector Death Benefit Rider(2); or

– Benefit Protector Plus Death Benefit Rider(2).

In addition, if available in your state, you could have also selected one of the following optional living benefits (all require the use of the PN program):

•	SecureSource 20 riders;

•	SecureSource rider;

•	Accumulation Protector Benefit rider;

 38  RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

•	Guarantor Withdrawal Benefit for Life rider;

•	Guarantor Withdrawal Benefit rider;

•	Income Assurer Benefit – MAV rider;

•	Income Assurer Benefit – 5% Accumulation Benefit Base rider; or

•	Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base rider.

(1)	There is no additional charge for this feature.
(2)	Not available with 5% Accumulation or Enhanced Death Benefit.

The Original Contract provides for allocations of purchase payments to the GPAs, the one-year fixed account (if included), the DCA fixed account (if included) and/or to the subaccounts in even 1% increments subject to the required $1,000 required minimum investment for the GPAs. For Contract Option L, the amount of any purchase payment allocated to the one-year fixed account in total cannot exceed 30% of the purchase payment. More than 30% of a purchase payment may be so allocated if you establish an automated dollar-cost averaging arrangement with respect to the purchase payment according to procedures currently in effect. We reserve the right to further limit purchase payment allocations to the one-year fixed account if the interest rate we are then crediting on new purchase payments allocated to the one-year fixed account is equal to the minimum interest rate stated in the contract. For Contract Option C, the one-year fixed account may not be available or may be significantly limited in some states. See your contract for the actual terms of the one-year fixed account you purchased.

For both the Current Contract and the Original Contract:
We will credit additional purchase payments you make to your accounts on the valuation date we receive them. If we receive an additional purchase payment at our corporate office before the close of business, we will credit any portion of that payment allocated to the subaccounts using the accumulation unit value we calculate on the valuation date we received the payment. If we receive an additional purchase payment at our corporate office at or after the close of business, we will credit any portion of that payment allocated to the subaccounts using the accumulation unit value we calculate on the next valuation date after we received the payment.

You may make monthly payments to your contract under a Systematic Investment Plan (SIP). You must make an initial purchase payment of $10,000. Then, to begin the SIP, you will complete and send a form and your first SIP payment along with your application. There is no charge for SIP. You can stop your SIP payments at any time.

In most states, you may make additional purchase payments to nonqualified and qualified annuities until the annuitization start date.

THE ANNUITIZATION START DATE
Current Contract:
Annuity payouts begin on the annuitization start date. This means that the contract will be annuitized or converted to a stream of monthly payments. If your contract is annuitized, the contract goes into payout and only the annuity payout provisions continue. Unless annuity payout Plan E is selected, you will no longer have access to your contract value. This means that the death benefit and any optional benefits you have elected will end. When we process your application, we will establish the annuitization start date to be the maximum age (or contract anniversary if applicable). You also can change the annuitization start date, provided you send us written instructions at least 30 days before annuity payouts begin.

The annuitization start date must be:

•	no earlier than the 30th day after the contract’s effective date; and no later than

•	the owner’s 95th birthday or the tenth contract anniversary, if later,

•	or such other date as agreed to by us.

Six months prior to your annuitization start date, we will contact you with your options including the option to postpone your annuitization start date to a future date. You can also choose to delay the annuitization of your contract beyond age 95 indefinitely, to the extent allowed by applicable tax laws.

If you do not make an election, annuity payouts using the contract’s default option of annuity payout Plan B – Life with 10 years certain will begin on the annuitization start date and your monthly annuity payments will continue for as long as the annuitant lives. If the annuitant does not survive 10 years, beneficiaries will continue to receive payments until 10 years of payments have been made. Some distributors require annuitization by age 95. In that case, the option to continue to defer the annuitization start date after age 95 is not available.

If you own a qualified annuity (for example, an IRA) and tax laws require that you take distributions from your annuity prior to your new annuitization start date, your contract will not be automatically annuitized. However, if you choose, you can elect to request annuitization or take surrenders to meet your required minimum distributions.

RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 39

Please see “SecureSource Stages 2 — Other Provisions” section regarding options under this rider at the annuitization start date.

Original Contract:
Annuity payouts begin on the annuitization start date. This means that the contract will be annuitized or converted to a stream of monthly payments and you will receive the first payment on the annuitization start date. The first annuity payment will be made as provided by the annuity payment plan you select. When we process your application, we will establish the annuitization start date to be the maximum age (or contract anniversary if applicable). You also can change the annuitization start date, provided you send us written instructions at least 30 days before annuity payouts begin.

The annuitization start date must be:

•	the annuitant’s 90th(1) birthday or the tenth contract anniversary, if purchased after age 80(1),

•	or such other date as agreed upon by us.

Prior to your annuitization start date, we will contact you with your options. If you do not make an election, your annuitization start date will be deferred.

For qualified annuities except Roth IRAs, to comply with IRS regulations, the annuitization start date generally must be:

•	for IRAs by April 1 of the year following the calendar year when the annuitant reaches age 70 1/2; or

•	for all other qualified annuities, by April 1 of the year following the calendar year when the annuitant reaches age 70 1/2 or, if later, retires (except that 5% business owners may not select an annuitization start date that is later than April 1 of the year following the calendar year when they reach age 70 1/2).

If you satisfy your required minimum distributions in the form of partial surrenders from this contract, annuity payouts can start:

•	As late as the annuitant’s 90th(1) birthday or the tenth contract anniversary, if later, or a date that has been otherwise agreed to by us.

•	Contract owners of IRAs and TSAs may also be able to satisfy required minimum distributions using other IRAs or TSAs, and in that case, will delay the annuitization start date for these contracts.

(1)	Applies to contracts with applications signed on or after May 1, 2006, in most states. For all other contracts, the annuitization start date must be no later than the annuitant’s 85th birthday or the tenth contract anniversary, if purchased after age 75.

BENEFICIARY
We will pay to your named beneficiary the death benefit if it becomes payable while the contract is in force and before the annuitization start date. If there is more than one beneficiary, we will pay each beneficiary’s designated share when we receive their completed claim. A beneficiary will bear the investment risk of the variable account until we receive the beneficiary’s completed claim. If there is no named beneficiary, the default provisions of your contract will apply. (See “Benefits in Case of Death” for more about beneficiaries.)

If you select one of the SecureSource series – Joint Life rider, please consider carefully whether or not you wish to change the beneficiary of your annuity contract. The rider will terminate if the surviving covered spouse cannot utilize the spousal continuation provision of the contract when the death benefit is payable.

PURCHASE PAYMENTS
Purchase payment amounts and purchase payment timing may vary by state and be limited under the terms of your contract.

If we do not receive your initial purchase payment within 180 days from the application signed date, we will consider your contract void from the start.

Minimum initial purchase payment
  $10,000

Minimum additional purchase payments
  $50 for SIPs

  $100 for all other payment types

 40  RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

Maximum total purchase payments (without corporate office approval)

•	Current Contract:
(applications signed on or after Nov. 30, 2009, subject to state availability)

  Maximum total purchase payments* based on your age on the effective date of the payment:

For the first year and total:
through age 85	$1,000,000
age 86 or older	$0

For each subsequent year:
through age 85	$100,000
age 86 or older	$0

•	Original Contract:
(applications signed prior to Nov. 30, 2009 or in states where the Current Contract was not available)

  Maximum total purchase payments*
     $1,000,000

Additional purchase payment restrictions for contracts with the Guarantor Withdrawal Benefit rider, Guarantor Withdrawal Benefit for Life rider, or SecureSource riders.

Effective Jan. 26, 2009, after initial purchase payments are received, limited additional purchase payments allowed for contracts with the Guarantor Withdrawal Benefit rider, Guarantor Withdrawal Benefit for Life rider, or SecureSource riders, subject to state restrictions. Initial purchase payments are: 1) payments received with the application, and 2) Tax Free Exchanges, rollovers, and transfers listed on the annuity application, paper work initiated within 30 days from the application signed date and received within 180 days from the application signed date.

For contracts issued in all states except those listed below, the only additional purchase payments that will be allowed on/after Jan. 26, 2009 are the maximum annual contribution permitted by the Code for qualified annuities.

For contracts issued in Florida, New Jersey, and Oregon, additional purchase payments to your variable annuity contract with the Guarantor Withdrawal Benefit rider, Guarantor Withdrawal Benefit for Life rider, or SecureSource riders will be limited to $100,000 for the life of your contract. The limit does not apply to initial purchase payments.

Additional purchase payment restrictions for the SecureSource Stages 2 riders, SecureSource Stages riders and SecureSource 20 riders

Effective Feb. 27, 2012, no additional purchase payments are allowed for contracts with SecureSource Stages 2 riders, SecureSource Stages riders and SecureSource 20 riders subject to certain exceptions listed below.

Certain exceptions apply and the following additional purchase payments will be allowed on or after Feb. 27, 2012:

a.	Current tax year contributions for TSAs and Custodial and investment only plans under Section 401(a) of the Code, up to the annual limit set by the IRS.

b.	Prior and current tax year contributions up to the annual limit set up by the IRS for any Qualified Accounts except TSAs and 401(a)s. This annual limit applies to IRAs, Roth IRAs and SEP plans.

We reserve the right to change these current rules any time, subject to state restrictions.

The riders also prohibit additional purchase payments while the rider is effective, if (1) you decline a rider fee increase, or (2) the Annual Lifetime Payment (ALP) is established and your contract value on an anniversary is less than four times the ALP. (For the purpose of this calculation only, the ALP is determined using percentage B, as described under “Optional Living Benefits — SecureSource Stages 2 Riders, SecureSource Stages Riders and SecureSource 20 Riders.”)

Additional purchase payment restrictions for the Accumulation Protector Benefit rider

Additional purchase payments are prohibited during the waiting period after the first 180 days immediately following the effective date of the Accumulation Protector Benefit rider.

For the Current Contract, additional purchase payments are also allowed within 180 days from the last contract anniversary if you exercise the elective step up option.

RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 41

Subject to state restrictions, we reserve the right to change the above purchase payment limitations, including making further restrictions, upon written notice.

*	These limits apply in total to all RiverSource Life annuities you own unless a higher maximum applies to your contract. We reserve the right to waive or increase the maximum limit. For qualified annuities, the Code’s limits on annual contributions also apply. Additional purchase payments for inherited IRA contracts cannot be made unless the payment is IRA money inherited from the same decedent.

HOW TO MAKE PURCHASE PAYMENTS

 1 By letter

Send your check along with your name and contract number to:

RiverSource Life Insurance Company
829 Ameriprise Financial Center
Minneapolis, MN 55474

 2 By SIP

Contact your investment professional to complete the necessary SIP paperwork.

LIMITATIONS ON USE OF CONTRACT
If mandated by applicable law, including, but not limited to, federal anti-money laundering laws, we may be required to reject a purchase payment. We may also be required to block an owner’s access to contract values or to satisfy other statutory obligations. Under these circumstances, we may refuse to implement requests for transfers, surrenders or death benefits until instructions are received from the appropriate governmental authority or a court of competent jurisdiction.

Charges

ALL CONTRACTS

CONTRACT ADMINISTRATIVE CHARGE
We charge this fee for establishing and maintaining your records. We deduct $40 from the contract value on your contract anniversary or, if earlier, when the contract is fully surrendered. We prorate this charge among the GPAs, the fixed account and the subaccounts in the same proportion your interest in each account bears to your total contract value. Some states also limit any contract charge that applies to the fixed account. For the Current Contract, we reserve the right to increase this charge after the first contract anniversary to a maximum of $50.

We will waive this charge when your contract value is $50,000 or more on the current contract anniversary. For the Current Contract, we reserve the right to charge up to $20 after the first contract anniversary for contracts with contract value of $50,000 or more.

If you take a full surrender from your contract, we will deduct the charge at the time of surrender regardless of the contract value. We cannot increase the annual contract administrative charge for the Original Contract. This charge does not apply to amounts applied to an annuity payment plan or to the death benefit (other than when deducted from the Full Surrender Value component of the death benefit for the Current Contract).

VARIABLE ACCOUNT ADMINISTRATIVE CHARGE
We apply this charge daily to the subaccounts. It is reflected in the unit values of your subaccounts and it totals 0.15% of their average daily net assets on an annual basis. It covers certain administrative and operating expenses of the subaccounts such as accounting, legal and data processing fees and expenses involved in the preparation and distribution of reports and prospectuses. We cannot increase the variable account administrative charge.

MORTALITY AND EXPENSE RISK FEE
We charge these fees daily to the subaccounts. The unit values of your subaccounts reflect these fees. These fees cover the mortality and expense risk that we assume. These fees do not apply to the fixed account and GPAs. We cannot increase these fees.

 42  RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

The contract (either Option L or Option C) and the death benefit guarantee in effect determine the mortality and expense risk fee you pay.

Current Contract:
(applications signed on or after Nov. 30, 2009, subject to state availability)

Mortality and
If you select contract Option L and:	expense risk fee

CV Death Benefit*	1.55%

ROPP Death Benefit	1.55

MAV Death Benefit	1.80

5% Accumulation Death Benefit	1.95

Enhanced Death Benefit	2.00

Mortality and
If you select contract Option C and:	expense risk fee

CV Death Benefit*	1.65%

ROPP Death Benefit	1.65

MAV Death Benefit	1.90

5% Accumulation Death Benefit	2.05

Enhanced Death Benefit	2.10

*	CV Death Benefit is available only after an ownership change or spousal continuation if any owner or spouse who continues the contract is over age 85 and therefore cannot qualify for the ROPP death benefit.

Original Contract:
(applications signed prior to Nov. 30, 2009 or in states where the Current Contract was not available)

Mortality and
If you select contract Option L and:	expense risk fee

ROP Death Benefit	1.55%

MAV Death Benefit	1.75

5% Accumulation Death Benefit	1.90

Enhanced Death Benefit	1.95

Mortality and
If you select contract Option C and:	expense risk fee

ROP Death Benefit	1.65%

MAV Death Benefit	1.85

5% Accumulation Death Benefit	2.00

Enhanced Death Benefit	2.05

Mortality risk arises because of our guarantee to pay a death benefit and our guarantee to make annuity payouts according to the terms of the contract, no matter how long a specific owner or annuitant lives and no matter how long our entire group of annuitants live. If, as a group, owners or annuitants outlive the life expectancy we assumed in our actuarial tables, then we must take money from our general assets to meet our obligations. If, as a group, owners or annuitants do not live as long as expected, we could profit from the mortality risk fee. We deduct the mortality risk fee from the subaccounts during the annuity payout period even if the annuity payout plan does not involve a life contingency.

Expense risk arises because we cannot increase the contract administrative charge for the Original Contract, we are limited on how much we can increase the contract administrative charge for the Current Contract, and we cannot increase the variable account administrative charge and these charges may not cover our expenses. We would have to make up any deficit from our general assets. We could profit from the expense risk fee if future expenses are less than expected.

The subaccounts pay us the mortality and expense risk fee they accrued as follows:

•	first, to the extent possible, the subaccounts pay this fee from any dividends distributed from the funds in which they invest;

•	then, if necessary, the funds redeem shares to cover any remaining fees payable.

RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 43

We may use any profits we realize from the subaccounts’ payment to us of the mortality and expense risk fee for any proper corporate purpose, including, among others, payment of distribution (selling) expenses. We do not expect that the surrender charge will cover sales and distribution expenses.

SURRENDER CHARGE
You select either contract Option L or Option C at the time of application. Contract Option C has no purchase payment surrender charge schedule but carries a higher mortality and expense risk fee than contract Option L. If you select contract Option L and you surrender all or part of your contract value before the annuitization start date, we may deduct a surrender charge. As described below, a surrender charge schedule applies to each purchase payment you make. The surrender charge lasts for four years from the date of each purchase payment (see “Expense Summary”).

You may surrender an amount during any contract year without a surrender charge. We call this amount the total free amount (FA for the Current Contract, TFA for the Original Contract). Throughout this prospectus when we use the acronym FA, it includes TFA. The FA varies depending on whether your contract includes one of the SecureSource series of riders, the Guarantor Withdrawal Benefit for Life rider or the Guarantor Withdrawal Benefit rider:

Current Contract without SecureSource Stages rider

The FA is the greater of:

•	10% of the contract value on the prior contract anniversary, less any prior surrenders taken in the current contract year; or

•	current contract earnings.

During the first contract year, the FA is the greater of:

•	10% of all purchase payments applied prior to your surrender request, less any amounts surrendered prior to your surrender request that represent the FA; or

•	current contract earnings.

Original Contract without SecureSource rider, Guarantor Withdrawal Benefit for Life rider or Guarantor Withdrawal Benefit rider

The FA is the greater of:

•	10% of the contract value on the prior contract anniversary(1), less any prior surrenders taken in the current contract year; or

•	current contract earnings.

Current Contract with SecureSource Stages rider

The FA is the greatest of:

•	10% of the contract value on the prior contract anniversary, less any prior surrenders taken in the current contract year;

•	current contract earnings; or

•	the Remaining Annual Lifetime Payment (this amount will be zero during the waiting period).

During the first contract year, the FA is the greatest of:

•	10% of all purchase payments applied prior to your surrender request, less any amounts surrendered prior to your surrender request that represent the FA; or

•	current contract earnings.

Original Contract with SecureSource rider or Guarantor Withdrawal Benefit for Life rider

The FA is the greatest of:

•	10% of the contract value on the prior contract anniversary(1), less any prior surrenders taken in the current contract year;

•	current contract earnings; or

•	the greater of the Remaining Benefit Payment or the Remaining Annual Lifetime Payment.

Original Contract with Guarantor Withdrawal Benefit rider

The FA is the greatest of:

•	10% of the contract value on the prior contract anniversary(1), less any prior surrenders taken in the current contract year;

•	current contract earnings; or

•	the Remaining Benefit Payment.

(1)	We consider your initial purchase payment to be the prior contract anniversary’s contract value during the first contract year.

 44  RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

Amounts surrendered in excess of the FA may be subject to a surrender charge as described below.

A surrender charge will apply if the amount you surrender includes any of your prior purchase payments that are still within their surrender charge schedule. To determine whether your surrender includes any of your prior purchase payments that are still within their surrender charge schedule, we surrender amounts from your contract in the following order:

1.	First, we surrender the FA. Contract earnings are surrendered first, followed by purchase payments. We do not assess a surrender charge on the FA. We surrender payments that are considered part of the FA on a first-in, first-out (FIFO) basis for the Current Contract, and last-in, first-out (LIFO) basis for the Original Contract.

2.	Next, we surrender purchase payments received that are beyond the surrender charge period shown in your contract. We surrender these payments on a FIFO basis. We do not assess a surrender charge on these payments.

3.	Finally, we surrender any additional purchase payments received that are still within the surrender charge period shown in your contract. We surrender these payments on a FIFO basis. We do assess a surrender charge on these payments.

The amount of purchase payments surrendered is calculated using a prorated formula based on the percentage of contract value being surrendered. As a result, the amount of purchase payments surrendered may be greater than the amount of contract value surrendered.

We determine your surrender charge by multiplying each of your payments surrendered which could be subject to a surrender charge by the applicable surrender charge percentage (see “Expense Summary”), and then adding the total surrender charges.

For a partial surrender, we will determine the amount of contract value that needs to be surrendered, which after any surrender charge and any positive or negative market value adjustment, will equal the amount you request.

Example: Each time you make a purchase payment under the contract option L, a surrender charge schedule attaches to that purchase payment. The surrender charge percentage for each purchase payment declines according to the surrender charge schedule shown in your contract. (The surrender charge percentages for the 4-Year surrender charge schedule are shown in a table in the “Expense Summary”.) For example, if you select contract Option L, during the first two years after a purchase payment is made, the surrender charge percentage attached to that payment is 8%. The surrender charge percentage for that payment during the fourth year after it is made is 6%. At the beginning of the fifth year after that purchase payment is made, and thereafter, there is no longer a surrender charge as to that payment.

For an example, see Appendix B.

Waiver of surrender charges for contract Option L
We do not assess surrender charges for:

•	surrenders each year that represent the total free amount for that year;

•	required minimum distributions from a qualified annuity to the extent that they exceed the free amount. The amount on which surrender charges are waived can be no greater than the RMD amount calculated under your specific contract currently in force. (Please note that, if you are buying a new contract with inherited IRA money, we will not waive surrender charges for a five-year distribution and, therefore, if that option is selected, you should choose a surrender charge period that is no longer than the time remaining in the five-year period.);

•	amounts applied to an annuity payment plan (Exception: As described below, if you select annuity payout Plan E, and choose later to surrender the value of your remaining annuity payments, we will assess a surrender charge. This exception also applies to contract Option C.)

•	surrenders made as a result of one of the “Contingent events” described below to the extent permitted by state law (see your contract for additional conditions and restrictions). For the Current Contract, waiver of surrender charges for Contingent events will not apply to Tax Free Exchanges, rollovers and transfers to another annuity contract;

•	amounts we refund to you during the free look period; and

•	death benefits.

Current Contract:
Contingent events

•	Surrenders you make if you are confined to a hospital or nursing home and have been for the prior 60 days or confinement began within 30 days following a 60 day confinement period. Such confinement must begin after the contract issue date. Your contract will include this provision when you are under age 76 at contract issue. You must provide us with a letter containing proof satisfactory to us of the confinement as of the date you request the surrender. We must receive your surrender request no later than 91 days after your release from the hospital or nursing home. The amount surrendered must be paid directly to you.

RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 45

•	Surrenders you make if you are disabled with a medical condition and are diagnosed in the second or later contract years with reasonable medical certainty, that the disability will result in death within 12 months or less from the date of the diagnosis. You must provide us with a licensed physician’s statement containing the terminal illness diagnosis, the expected date of death and the date the terminal illness was initially diagnosed. The amount surrendered must be paid directly to you.

Original Contract:
Contingent events

•	Surrenders you make if you or the annuitant are confined to a hospital or nursing home and have been for the prior 60 days. Your contract will include this provision when you and the annuitant are under age 76 at contract issue. You must provide proof satisfactory to us of the confinement as of the date you request the surrender.

•	Surrenders you make if you or the annuitant are diagnosed in the second or later contract years as disabled with a medical condition that with reasonable medical certainty will result in death within 12 months or less from the date of the diagnosis. You must provide us with a licensed physician’s statement containing the terminal illness diagnosis and the date the terminal illness was initially diagnosed.

Both Contracts:
Surrender charge under Annuity Payout Plan E — Payouts for a specified period: If you are receiving variable annuity payments under this annuity payout plan, you can choose to take a surrender. The amount that you can surrender is the present value of any remaining variable payouts. The discount rate we use in the calculation will be 5.17% for the assumed investment return of 3.5%. The surrender charge equals the present value of the remaining payouts using the assumed investment return minus the present value of the remaining payouts using the discount rate. The surrender charge will apply whether you have Contract Option L or Contract Option C. (See “Charges — Surrender Charge” and “The Annuity Payout Period — Annuity Payout Plans.”)

Possible group reductions: In some cases we may incur lower sales and administrative expenses due to the size of the group, the average contribution and the use of group enrollment procedures. In such cases, we may be able to reduce or eliminate the contract administrative and surrender charges. However, we expect this to occur infrequently.

FUND FEES AND EXPENSES
There are deductions from and expenses paid out of the assets of the funds that are described in the prospectuses for those funds. (See “Annual Operating Expenses of the Funds.”)

PREMIUM TAXES
Certain state and local governments impose premium taxes on us (up to 3.5%). These taxes depend upon your state of residence or the state in which the contract was issued. Currently, we deduct any applicable premium tax on the annuitization start date, but we reserve the right to deduct this tax at other times such as when you make purchase payments or when you make a full surrender from your contract.

OPTIONAL LIVING BENEFIT CHARGES

SECURESOURCE STAGES 2 RIDER CHARGE
We deduct an annual charge for this optional feature only if you select it. The current annual charges are:

•	SecureSource Stages 2 — Single Life rider, 0.95%

•	SecureSource Stages 2 — Joint Life rider, 1.15%

The charge is based on the greater of the benefit base (BB) or the anniversary contract value, but not more than the maximum BB of $10,000,000.

We deduct the charge from your contract value on your contract anniversary. We prorate this charge among all accounts and subaccounts in the same proportion as your interest in each bears to your total contract value. We will modify this prorated approach to comply with state regulations where necessary.

Once you elect the SecureSource Stages 2 rider, you may not cancel it (except as described below), and the charge will continue to be deducted until the contract or rider is terminated or until the contract value reduces to zero. If the contract or rider is terminated for any reason, we will deduct the charge, adjusted for the number of calendar days coverage was in place since we last deducted the charge.

Currently the SecureSource Stages 2 rider fee does not vary with the PN program investment option selected; however, we reserve the right to vary the rider fee for each investment option. The SecureSource Stages 2 — Single Life rider fee will not exceed a maximum of 1.75%. The SecureSource Stages 2 — Joint Life rider fee will not exceed a maximum of 2.25%.

 46  RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

The following describes how your annual rider fee may increase:

1.	We may increase the annual rider fee at our discretion and on a nondiscriminatory basis. Your annual rider fee will increase if we declare an increase to the fee with written notice 30 days in advance except as described below. The new fee will be in effect on the date we declare in the written notice.

(A)	You can decline this increase and therefore all future fee increases if we receive your written request prior to the date of the fee increase, in which case you permanently relinquish:

(i)	all future annual step-ups, and for the Joint Life rider, spousal continuation step-ups,

(ii)	any ability to make additional purchase payments,

(iii)	any future rider credits, and the credit base (CB) will be permanently reset to zero,

(iv)	any increase to the lifetime payment percentage due to changing age bands on subsequent birthdays and rider anniversaries, and

(v)	the ability to change your investment option to one that is more aggressive than your current investment option. Any change to a less aggressive investment option will further limit the investment options available to the then current and less aggressive investment options.

(B)	You can terminate this rider if your annual rider fee after any increase is more than 0.25 percentage points higher than your fee before the increase and if we receive your written request to terminate the rider prior to the date of the fee increase.

2.	Your annual rider fee may increase if you elect to change to a more aggressive investment option than your current investment option and if the new investment option has a higher current annual rider fee. The annual rider fees associated with the available investment option may change at our discretion, however these changes will not apply to this rider unless you change your current investment option to a more aggressive one. The new fee will be in effect on the valuation date we receive your written request to change your investment option. You cannot decline this type of fee increase. To avoid it, you must stay in the same investment option or move to a less aggressive one. Also, this type of fee increase does not allow you to terminate the rider.

If your rider fee increases, on the next contract anniversary, we will calculate an average rider fee, for the preceding contract year only, that reflects the various different fees that were in effect that year, adjusted for the number of calendar days each fee was in effect.

The fee does not apply after the annuitization start date.

ACCUMULATION PROTECTOR BENEFIT RIDER FEE
We deduct an annual charge of 1.50%(1) of the greater of your contract value or the minimum contract accumulation value on your contract anniversary for this optional benefit only if you select it. A request for an elective step up or the elective spousal continuation step up received on or after Oct. 20, 2012 (Current Contract) and on or after April 29, 2013 (Original Contract) will increase the rider fee to 1.75% and the new rate will be charged for the entire contract year. We deduct the charge from the contract value on the contract anniversary. For contract applications signed on or after May 3, 2010, we prorate this charge among all accounts and the subaccounts in the same proportion as your interest in each bears to your total contract value. For contract applications signed prior to June 1, 2009, the charge will be prorated among the GPAs, the one-year fixed account and the subaccounts. We will modify this prorated approach to comply with state regulations where necessary.

Once you elect the Accumulation Protector Benefit rider, you may not cancel it and the charge will continue to be deducted until the end of the waiting period. If the contract or rider is terminated for any reason, we will deduct the charge, adjusted for the number of calendar days coverage was in place since we last deducted the charge.

Currently, the Accumulation Protector Benefit rider fee does not vary with the PN program investment option selected; however, we reserve the right to vary the rider fee for each PN program investment option. The Accumulation Protector Benefit rider charge will not exceed a maximum of 1.75%.

We may change the rider fee at our discretion and on a nondiscriminatory basis.

We will not change the Accumulation Protector Benefit rider fee in effect on your contract after the rider effective date unless:

(a)	you choose the annual elective step up or elective spousal continuation step up after we have exercised our rights to increase the rider fee; or

(b)	you change your PN program investment option after we have exercised our rights to increase the rider fee or vary the rider fee for each PN program investment option.

RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 47

If you change your PN program investment option after we have exercised our rights to increase the rider fee as described above, you will pay the fee that is in effect on the valuation date we receive your written request to step up or change your investment option. Currently, we waive our right to increase the rider fee if you change your PN program investment option.

The fee does not apply after the annuitization start date.

(1)	For contract applications signed prior to Oct. 4, 2010 and for elective step ups or the elective spousal continuation step ups received on or after Oct. 20, 2012 (Current Contract) and on or after April 29, 2013 (Original Contract), the following charges apply:

	Initial annual rider fee	Current rider fee for
	and fee for elective step ups	elective step ups
	before 10/20/12	on or after 10/20/12
	(Current Contract)	(Current Contract)
	and before 4/29/13	and on or after 4/29/13
For applications signed:	(Original Contract)	(Original Contract)

prior to Jan. 26, 2009	0.55%	1.75%

Jan. 26, 2009 – May 31, 2009	0.80%	1.75%

May 3, 2010 – July 18, 2010	0.95%	1.75%

July 19, 2010 – Oct. 3, 2010	1.10%	1.75%

Oct. 4, 2010 through Dec. 31, 2010	1.50%	1.75%

SECURESOURCE RIDER FEE
We deduct a charge based on the greater of the contract anniversary value or the total Remaining Benefit Amount (RBA) for this optional feature only if you select it as follows:

•	SecureSource – Single Life rider, 1.10%(1);

•	SecureSource – Joint Life rider, 1.40%(1).

We deduct the charge from your contract value on your contract anniversary. We prorate this charge among the GPAs, the fixed account and the subaccounts in the same proportion as your interest in each bears to your total contract value. We will modify this prorated approach to comply with state regulations where necessary.

Once you elect a SecureSource rider, you may not cancel it and the charge will continue to be deducted until the contract or rider is terminated, or the contract value reduces to zero. If the contract or rider is terminated for any reason, we will deduct the charge from the proceeds payable adjusted for the number of calendar days coverage was in place since we last deducted the charge. If the RBA reduces to zero but the contract value has not been depleted, you will continue to be charged.

Currently the SecureSource rider fee does not vary with the PN program investment option selected; however, we reserve the right to vary the rider fee for each PN program investment option. The SecureSource – Single Life rider charge will not exceed a maximum charge of 2.00%(2). The SecureSource – Joint Life rider fee will not exceed a maximum fee of 2.50%(2).

We may increase the rider fee at our discretion and on a nondiscriminatory basis.

We will not change the SecureSource rider fee in effect on your contract after the rider effective date unless:

(a)	you choose the annual elective step up or the elective spousal continuation step up after we have exercised our rights to increase the rider fee; or

(b)	you elect to change your PN program investment option after we have exercised our rights to increase the rider fee or vary the rider fee for each PN program investment option.

If you choose the elective step up, the elective spousal continuation step up, or change your PN program investment option after we have exercised our rights to increase the rider fee as described above, you will pay the fee that is in effect on the valuation date we receive your written request to step up or change your PN program investment option. On the next contract anniversary, we will calculate an average rider fee, for the preceding contract year only, that reflects the various different charges that were in effect that year, adjusted for the number of calendar days each fee was in effect.

The charge does not apply after annuitization start date.

(1)	For contract applications signed on or after June 1, 2008, but prior to Jan. 26, 2009, the current fee is 0.75% for Single Life rider and 0.95% for Joint Life rider. For contract applications signed prior to June 1, 2008, the current fee is 0.65% for Single Life rider and 0.85% for Joint Life rider.
(2)	For contract applications signed prior to Jan. 26, 2009, the maximum fee is 1.50% for Single Life rider and 1.75% for Joint Life rider.

SECURESOURCE STAGES RIDER FEE
We deduct a charge for this optional feature only if you select it as follows:

•	SecureSource Stages – Single Life rider, 1.10%

•	SecureSource Stages – Joint Life rider, 1.35%

 48  RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

The fee is based on the greater of the benefit base (BB) or the anniversary contract value, but not more than the maximum BB of $10,000,000.

We deduct the charge from your contract value on your contract anniversary. We prorate this charge among all accounts and subaccounts in the same proportion as your interest in each bears to your total contract value. We will modify this prorated approach to comply with state regulations where necessary.

Once you elect the SecureSource Stages rider, you may not cancel it (except as described below), and the charge will continue to be deducted until the contract or rider is terminated, or the contract value reduces to zero. If the contract or rider is terminated for any reason, we will deduct the charge adjusted for the number of calendar days coverage was in place since we last deducted the charge.

Currently the SecureSource Stages rider fee does not vary with the PN program investment option selected; however, we reserve the right to vary the rider fee for each PN program investment option. The SecureSource Stages – Single Life rider fee will not exceed a maximum of 2.00%. The SecureSource Stages – Joint Life rider fee will not exceed a maximum of 2.50%.

The following describes how your annual rider fee may increase:

1.	We may increase the annual rider fee at our discretion and on a nondiscriminatory basis. Your annual rider fee will increase if we declare an increase to the fee with written notice 30 days in advance except as described below. The new fee will be in effect on the date we declare in the written notice.

(A)	You can decline this increase and therefore all future fee increases if we receive your written request prior to the date of the fee increase, in which case you permanently relinquish:

(i)	all future annual step-ups, and for the Joint Life rider, spousal continuation step-ups, any ability to make additional purchase payments,

(ii)	any future rider credits, and the credit base (CB) will be permanently reset to zero,

(iii)	any increase to the lifetime payment percentage due to changing age bands on subsequent birthdays and rider anniversaries, and

(iv)	the ability to change your PN program investment option to one that is more aggressive than your current investment option. Any change to a less aggressive PN program investment option will further limit the PN program investment options available to the then current and less aggressive PN program investment options.

(B)	You can terminate this rider if your annual rider fee after any increase is more than 0.25 percentage points higher than your fee before the increase and if we receive your written request to terminate the rider prior to the date of the fee increase.

2.	Your annual rider fee may increase if you elect to change to a more aggressive PN program investment option than your current PN program investment option and if the new PN program investment option has a higher current annual rider fee. The annual rider fees associated with the available PN program investment options may change at our discretion, however these changes will not apply to this rider unless you change your current PN program investment option to a more aggressive one. The new fee will be in effect on the valuation date we receive your written request to change your PN program investment option. You cannot decline this type of fee increase. To avoid it, you must stay in the same PN program investment option or move to a less aggressive model. Also, this type of fee increase does not allow you to terminate the rider.

If your annual rider fee increases, on the next contract anniversary, we will calculate an average rider fee, for the preceding contract year only, that reflects the various different fees that were in effect that year, adjusted for the number of calendar days each fee was in effect.

The charge does not apply after the annuitization start date.

SECURESOURCE 20 RIDER FEE
We deduct a charge based on the greater of the contract anniversary value or the total Remaining Benefit Amount (RBA) for this optional feature only if you select it as follows:

•	SecureSource 20 – Single Life rider, 1.25%;

•	SecureSource 20 – Joint Life rider, 1.55%.

We deduct the charge from your contract value on your contract anniversary. We prorate this charge among all accounts and subaccounts in the same proportion as your interest in each bears to your total contract value. We will modify this prorated approach to comply with state regulations where necessary.

RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 49

Once you elect the SecureSource 20 rider, you may not cancel it (except as described below), and the charge will continue to be deducted until the contract or rider is terminated, or the contract value reduces to zero. If the contract or rider is terminated for any reason, we will deduct the charge from the proceeds payable adjusted for the number of calendar days coverage was in place since we last deducted the fee. If the RBA reduces to zero but the contract value has not been depleted, you will continue to be charged.

Currently the SecureSource 20 rider fee does not vary with the PN program investment option selected; however, we reserve the right to vary the rider fee for each PN program investment option. The SecureSource 20 – Single Life rider fee will not exceed a maximum charge of 2.00%. The SecureSource 20 – Joint Life rider fee will not exceed a maximum charge of 2.50%.

The following describes how your annual rider fee may increase:

1.	We may increase the annual rider fee at our discretion and on a nondiscriminatory basis. Your annual rider fee will increase if we declare an increase to the fee with written notice 30 days in advance except as described below. The new fee will be in effect on the date we declare in the written notice.

(A)	You can decline this increase and therefore all future fee increases if we receive your written request prior to the date of the fee increase, in which case you permanently relinquish:

(i)	all future annual step-ups, and for the Joint Life rider, spousal continuation step-ups,

(ii)	any ability to make additional purchase payments,

(iii)	any pending increase to the ALP due to the 20% credit on the later of the third rider anniversary or the date the ALP is established, and

(iv)	the ability to change your PN program investment option to one that is more aggressive than your current one. Any change to a less aggressive PN program investment option will further limit the PN program investment options available to the then current and less aggressive PN program investment options.

(B)	You can terminate this rider if your annual rider fee increase after any increase is more than 0.25 percentage points higher than your fee before the increase and if we receive your written request to terminate the rider prior to the date of the fee increase.

2.	Your annual rider fee may increase if you elect to change to a more aggressive PN program investment option than your current PN program investment options and if the new PN program investment option has a higher current annual rider fee. The annual rider fees associated with the available PN program investment options may change at our discretion, however these changes will not apply to this rider unless you change your current PN program investment option to a more aggressive one. The new fee will be in effect on the valuation date we receive your written request to change your PN program investment option. You cannot decline this type of fee increase. To avoid it, you must stay in the same PN program investment option or move to a less aggressive PN program investment option. Also, this type of fee increase does not allow you to terminate the rider.

If your annual rider fee increases, on the next contract anniversary, we will calculate an average rider fee, for the preceding contract year only, that reflects the various different fees that were in effect that year, adjusted for the number of calendar days each fee was in effect.

The charge does not apply after the annuitization start date.

GUARANTOR WITHDRAWAL BENEFIT FOR LIFE RIDER FEE(1)
We deduct an annual charge of 0.65% of the greater of the contract anniversary value or the total Remaining Benefit Amount (RBA) for this optional feature only if you select it. We deduct the charge from your contract value on your contract anniversary. We prorate this charge among the GPAs, the fixed account and the subaccounts in the same proportion as your interest in each bears to your total contract value. We will modify this prorated approach to comply with state regulations where necessary.

Once you elect the Guarantor Withdrawal Benefit for Life rider, you may not cancel it and the charge will continue to be deducted until the contract is terminated, or the contract value reduces to zero. If the contract is terminated for any reason or on the annuitization start date, we will deduct the charge from the proceeds payable, adjusted for the number of calendar days coverage was in place since we last deducted the fee. If the RBA goes to zero but the contract value has not been depleted, you will continue to be charged.

Currently the Guarantor Withdrawal Benefit for Life rider fee does not vary with the PN program investment option selected; however, we reserve the right to vary the rider fee for each investment option. The Guarantor Withdrawal Benefit for Life rider fee will not exceed a maximum fee of 1.50%.

We may increase the rider fee at our discretion and on a nondiscriminatory basis.

 50  RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

We will not change the Guarantor Withdrawal Benefit for Life rider fee in effect on your contract after the rider effective date unless:

(a)	you choose the annual elective step up or elective spousal continuation step up after we have exercised our rights to increase the rider fee; or

(b)	you elect to change your PN program investment option after we have exercised our rights to increase the rider fee or vary the rider fee for each investment option.

(1)	See disclosure in Appendix I.

If you choose the elective step up, the elective spousal continuation step up, or change your PN program investment option after we have exercised our rights to increase the rider fee as described above, you will pay the fee that is in effect on the valuation date we receive your written request to step up or change your PN program investment option. On the next contract anniversary, we will calculate an average fee, for the preceding contract year only, that reflects the various different charges that were in effect that year, adjusted for the number of calendar days each fee was in effect.

The charge does not apply after the annuitization start date.

GUARANTOR WITHDRAWAL BENEFIT RIDER FEE(1)
This fee information applies to both Rider A and Rider B unless otherwise noted.

We deduct an annual charge of 0.55% of contract value for this optional feature only if you select it. We deduct the charge from your contract value on your contract anniversary. We prorate this charge among the GPAs, the one-year fixed account, and the subaccounts in the same proportion as your interest in each bears to your total contract value. We will modify this prorated approach to comply with state regulations where necessary.

Once you elect the Guarantor Withdrawal Benefit rider, you may not cancel it and the charge will continue to be deducted until the contract is terminated, the contract value reduces to zero or annuity payouts begin. If the contract is terminated for any reason or on the annuitization start date, we will deduct the charge, adjusted for the number of calendar days coverage was in place since we last deducted the fee. If the Remaining Benefit Amount (RBA) goes to zero but the contract value has not been depleted, you will continue to be charged.

Currently the Guarantor Withdrawal Benefit rider fee does not vary with the PN program investment option selected; however, we reserve the right to vary the rider fee for each PN program investment option. The Guarantor Withdrawal Benefit rider fee will not exceed a maximum fee of 1.50%.

We may increase the rider fee at our discretion and on a nondiscriminatory basis.

We will not change the Guarantor Withdrawal Benefit rider fee in effect on your contract after the rider effective date unless:

(a)	you choose the annual elective step up or elective spousal continuation step up under Rider A after we have exercised our rights to increase the rider fee; or

(b)	you change your PN program investment option after we have exercised our rights to increase the rider fee or vary the rider fee for each PN program investment option.

If you choose the annual or spousal continuation elective step up or change your PN program investment option after we have exercised our rights to increase the rider fee as described above, you will pay the fee that is in effect on the valuation date we receive your written request to step up or change your PN program investment option. On the next contract anniversary, we will calculate an average rider fee, for the preceding contract year only, that reflects the various different charges that were in effect that year, adjusted for the number of calendar days each fee was in effect.

The charge does not apply after the annuitization start date.

(1)	See disclosure in Appendix J.

INCOME ASSURER BENEFIT RIDER FEE
We deduct a charge for this optional feature only if you selected it. We determine the charge by multiplying the guaranteed income benefit base by the charge for the Income Assurer Benefit rider you select. There are three Income Assurer Benefit

RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 51

rider options available under your contract (see “Optional Benefits — Income Assurer Benefit Riders”) and each has a different guaranteed income benefit base calculation. The charge for each Income Assurer Benefit rider is as follows:

	Maximum	Current

Income Assurer Benefit – MAV	1.50%	0.30	%(1)

Income Assurer Benefit – 5% Accumulation Benefit Base	1.75	0.60	(1)

Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base	2.00	0.65	(1)

(1)	For applications signed prior to Oct. 7, 2004, the following current annual rider charges apply: Income Assurer Benefit – MAV — 0.55%, Income Assurer Benefit — 5% Accumulation Benefit Base — 0.70%; and Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base — 0.75%.

We deduct the charge from the contract value on your contract anniversary. We prorate this charge among the GPAs, the one-year fixed account and the subaccounts in the same proportion your interest in each account bears to your total contract value. We will modify this prorated approach to comply with state regulations where necessary. If the contract is terminated for any reason or on the annuitization start date, we will deduct the fee from the proceeds payable adjusted for the number of calendar days coverage was in place since we last deducted the fee.

Currently the Income Assurer Benefit rider fee does not vary with the PN program investment option selected; however, we reserve the right to increase this fee and/or vary the rider fee for each PN program investment option but not to exceed the maximum fees shown above. We cannot change the Income Assurer Benefit fee after the rider effective date, unless you change your PN program investment option after we have exercised our rights to increase the fee and/or charge a separate fee for each PN program investment option. If you choose to change your PN program investment option after we have exercised our rights to increase the rider fee, you will pay the fee that is in effect on the valuation date we receive your written request to change your PN program investment option. On the next contract anniversary, we will calculate an average rider fee, for the preceding contract year only, that reflects the various different charges that were in effect that year, adjusted for the number of calendar days each fee was in effect.

For an example of how each Income Assurer Benefit rider fee is calculated, see Appendix K.

OPTIONAL DEATH BENEFIT CHARGES

BENEFIT PROTECTOR DEATH BENEFIT RIDER FEE
We deduct a charge for the optional feature only if you select it. If selected, we deduct 0.25% of your contract value on your contract anniversary. We prorate this fee among all accounts and subaccounts in the same proportion your interest in each account bears to your total contract value. We will modify this prorated approach to comply with state regulations where necessary.

For the Current Contract, on the annuitization start date and if the contract is terminated for any reason except your election to terminate the rider during the 30 day window after certain anniversaries, we will deduct the fee from the contract value adjusted for the number of calendar days coverage was in place during the contract year. For the Original Contract, on the annuitization start date and if the contract is terminated for any reason other than death, we will deduct the fee from the contract value adjusted for the number of calendar days coverage was in place since we last deducted the fee.

We cannot increase this annual charge after the rider effective date.

BENEFIT PROTECTOR PLUS DEATH BENEFIT RIDER FEE
We deduct a charge for the optional feature only if you select it. If selected, we deduct 0.40% of your contract value on your contract anniversary. We prorate this fee among all accounts and subaccounts in the same proportion your interest in each account bears to your total contract value. We will modify this prorated approach to comply with state regulations where necessary.

For the Current Contract, on the annuitization start date and if the contract is terminated for any reason except your election to terminate the rider during the 30 day window after certain anniversaries, we will deduct the fee from the contract value adjusted for the number of calendar days coverage was in place during the contract year.

For the Original Contract, on the annuitization start date and if the contract is terminated for any reason other than death, we will deduct the fee from the contract value adjusted for the number of calendar days coverage was in place since we last deducted the fee.

We cannot increase this annual charge after the rider effective date.

 52  RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

Valuing Your Investment

We value your accounts as follows:

GPAs
We value the amounts you allocate to the GPAs directly in dollars. The value of the GPAs equals:

•	the sum of your purchase payments and transfer amounts allocated to the GPAs;

•	plus interest credited;

•	minus the sum of amounts surrendered (including any applicable surrender charges for contract Option L) and amounts transferred out;

•	minus any prorated portion of the contract administrative charge; and

•	minus the prorated portion of the fee for any of the following optional benefits you have selected:

– SecureSource series of riders;

– Accumulation Protector Benefit rider;

– Guarantor Withdrawal Benefit for Life rider;

– Guarantor Withdrawal Benefit rider;

– Income Assurer Benefit rider;

– Benefit Protector rider; or

– Benefit Protector Plus rider.

THE FIXED ACCOUNT
We value the amounts you allocate to the fixed account directly in dollars. The value of the fixed account equals:

•	Current Contract: the sum of your purchase payments allocated to the regular fixed account (if included) and the Special DCA fixed account, and transfer amounts to the regular fixed account (including any positive or negative MVA on amounts transferred from the GPAs);

•	Original Contract: the sum of your purchase payments allocated to the one-year fixed account (if included) and the DCA fixed account (if included), and transfer amounts to the one-year fixed account (including any positive or negative MVA on amounts transferred from the GPAs);

•	plus interest credited;

•	minus the sum of amounts surrendered (including any applicable surrender charges for contract Option L) and amounts transferred out;

•	minus any prorated portion of the contract administrative charge; and

•	minus the prorated portion of the fee for any of the following optional benefits you have selected:

– SecureSource series of riders;

– Accumulation Protector Benefit rider;

– Guarantor Withdrawal Benefit for Life rider;

– Guarantor Withdrawal Benefit rider;

– Income Assurer Benefit rider;

– Benefit Protector rider; or

– Benefit Protector Plus rider.

SUBACCOUNTS
We convert amounts you allocated to the subaccounts into accumulation units. Each time you make a purchase payment or transfer amounts into one of the subaccounts, we credit a certain number of accumulation units to your contract for that subaccount. Conversely, we subtract a certain number of accumulation units from your contract each time you take a partial surrender, transfer amounts out of a subaccount, or we assess a contract administrative charge, a surrender charge or fee for any optional riders with annual charges (if applicable).

The accumulation units are the true measure of investment value in each subaccount during the accumulation period. They are related to, but not the same as, the net asset value of the fund in which the subaccount invests. The dollar value of each accumulation unit can rise or fall daily depending on the variable account expenses, performance of the fund and on certain fund expenses.

RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 53

Here is how we calculate accumulation unit values:

Number of units: To calculate the number of accumulation units for a particular subaccount we divide your investment by the current accumulation unit value.

Accumulation unit value: The current accumulation unit value for each subaccount equals the last value times the subaccount’s current net investment factor.

We determine the net investment factor by:

•	adding the fund’s current net asset value per share, plus the per share amount of any accrued income or capital gain dividends to obtain a current adjusted net asset value per share; then

•	dividing that sum by the previous adjusted net asset value per share; and

•	subtracting the percentage factor representing the mortality and expense risk fee and the variable account administrative charge from the result.

Because the net asset value of the fund may fluctuate, the accumulation unit value may increase or decrease. You bear all the investment risk in a subaccount.

Factors that affect subaccount accumulation units: Accumulation units may change in two ways — in number and in value.

The number of accumulation units you own may fluctuate due to:

•	additional purchase payments you allocate to the subaccounts;

•	transfers into or out of the subaccounts (including any positive or negative MVA on amounts transferred from the GPAs);

•	partial surrenders;

•	surrender charges (for contract Option L);

and the deduction of a prorated portion of:

•	the contract administrative charge; and

•	the fee for any of the following optional benefits you have selected:

– SecureSource series of riders;

– Accumulation Protector Benefit rider;

– Guarantor Withdrawal Benefit for Life rider;

– Guarantor Withdrawal Benefit rider;

– Income Assurer Benefit rider;

– Benefit Protector rider; or

– Benefit Protector Plus rider.

Accumulation unit values will fluctuate due to:

•	changes in fund net asset value;

•	fund dividends distributed to the subaccounts;

•	fund capital gains or losses;

•	fund operating expenses; and

•	mortality and expense risk fee and the variable account administrative charge.

Making the Most of Your Contract

AUTOMATED DOLLAR-COST AVERAGING
Currently, you can use automated transfers to take advantage of dollar-cost averaging (investing a fixed amount at regular intervals). For example, for the Original Contract, you might transfer a set amount monthly from a relatively conservative subaccount to a more aggressive one, or to several others, or from the one-year fixed account or one-year GPA to one or more subaccounts. Automated transfers are not available for GPA terms of two or more years. You can also obtain the benefits of dollar-cost averaging by setting up regular automatic SIP payments or by establishing an interest sweep strategy. Interest sweeps are a monthly transfer of the interest earned from the one-year fixed account or one-year GPA into the subaccounts of your choice. If you participate in an interest sweep strategy the interest you earn on the one-year fixed account or one-year GPA will be less than the annual interest rate we apply because there will be no compounding. For the Current Contract, you might transfer a set amount monthly from a relatively conservative subaccount to a more aggressive one, or to several others, or from the regular fixed account to one or more subaccounts. You may not set up an automated transfer to or from the GPAs

 54  RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

or set up an automated transfer to the regular fixed account. You can also obtain the benefits of dollar-cost averaging by setting up regular automatic SIP payments. The Current Contract does not allow an interest sweep strategy.

There is no charge for dollar-cost averaging.

This systematic approach can help you benefit from fluctuations in accumulation unit values caused by fluctuations in the market values of the funds. Since you invest the same amount each period, you automatically acquire more units when the market value falls and fewer units when it rises. The potential effect is to lower your average cost per unit.

How dollar-cost averaging works

					Number
By investing an equal number			Amount	Accumulation	of units
of dollars each month...		Month	invested	unit value	purchased

		Jan	$100	$20	5.00

		Feb	100	18	5.56

you automatically buy		Mar	100	17	5.88

more units when the	è	Apr	100	15	6.67

per unit market price is low...		May	100	16	6.25

		Jun	100	18	5.56

		Jul	100	17	5.88

and fewer units		Aug	100	19	5.26

when the per unit	è	Sept	100	21	4.76

market price is high.		Oct	100	20	5.00

You paid an average price of $17.91 per unit over the 10 months, while the average market price actually was $18.10.

Dollar-cost averaging does not guarantee that any subaccount will gain in value nor will it protect against a decline in value if market prices fall. Because dollar-cost averaging involves continuous investing, your success will depend upon your willingness to continue to invest regularly through periods of low price levels. Dollar-cost averaging can be an effective way to help meet your long-term goals. For specific features contact your investment professional.

Dollar-cost averaging as described in this section is not available when the PN program is in effect. However, subject to certain restrictions, dollar-cost averaging is available through the Special DCA fixed account (Current Contract) and the DCA fixed account (Original Contract). See the “Special DCA Fixed Account”, “DCA Fixed Account” and “Portfolio Navigator Program” sections in this prospectus for details.

ASSET REBALANCING
You can ask us in writing to automatically rebalance the subaccount portion of your contract value either quarterly, semiannually, or annually. The period you select will start to run on the date we record your request. On the first valuation date of each of these periods, we automatically will rebalance your contract value so that the value in each subaccount matches your current subaccount percentage allocations. These percentage allocations must be in whole numbers. There is no charge for asset rebalancing. The contract value must be at least $2,000.

You can change your percentage allocations or your rebalancing period at any time by contacting us in writing. We will restart the rebalancing period you selected as of the date we record your change. You also can ask us in writing to stop rebalancing your contract value. You must allow 30 days for us to change any instructions that currently are in place. For more information on asset rebalancing, contact your investment professional.

Different rules apply to asset rebalancing under the PN program (see “Portfolio Navigator Program” below and “Appendix H — Asset Allocation Program for Contracts with Applications Signed Before May 1, 2006”).

As long as you are not participating in a PN program, asset rebalancing is available for use with the Special DCA fixed account (Current Contract) and the DCA fixed account (Original Contract) (see “Special DCA Fixed Account” and “DCA Fixed Account”) only if your subaccount allocation for asset rebalancing is exactly the same as your subaccount allocation for transfers from the Special DCA fixed account and the DCA fixed account. If you change your subaccount allocations under the asset rebalancing program or the Special DCA fixed account and the DCA fixed account, we will automatically change the subaccount allocations so they match. If you do not wish to have the subaccount allocation be the same for the asset rebalancing program and the Special DCA fixed account and the DCA fixed account, you must terminate the asset rebalancing program or the Special DCA fixed account and the DCA fixed account, as you may choose.

RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 55

PORTFOLIO NAVIGATOR PROGRAM (PN program)
Under the PN program for the living benefit riders, your contract value is allocated to a PN program investment option (except as described in the next paragraph). The PN program investment options are currently five funds of funds, each of which invests in underlying funds in proportions that vary among the funds of funds in light of each fund of funds’ investment objective (“Portfolio Navigator funds”). The PN program is available for both nonqualified and qualified annuities.

The PN program also allows those who participated in a previous version of the PN program and who previously opted out of the transfer of their contract value to Portfolio Navigator funds to remain invested in accordance with a “static” PN program model portfolio investment option that is not subject to updating or reallocation. For more information on the static model portfolios, see “The static model portfolios” below.

You are required to participate in the PN program if your contract includes optional living benefit riders. If your contract does not include one of these riders, you may not participate in the PN program; but you may choose to allocate your contract value to one or more of the Portfolio Navigator funds without being in the PN program. You should review any PN program information, including the prospectus for the funds of funds, carefully. Your investment professional can provide you with additional information and can answer questions you may have on the PN program.

The Portfolio Navigator funds. Each of the Portfolio Navigator funds is a fund of funds with the investment objective of seeking a high level of total return consistent with a certain level of risk by investing in various underlying funds. The funds of funds have objectives ranging from Conservative to Aggressive, and are managed within asset class allocation targets and with a broad multi-manager approach. Columbia Management Investment Advisers is the investment adviser of each of the funds of funds, and Columbia Management Investment Advisers or an affiliate is the investment adviser of each of the underlying funds in which the funds of funds invest. Morningstar Associates, LLC serves as an independent consultant to Columbia Management Investment Advisers to provide recommendations regarding portfolio construction and ongoing analysis of the funds of funds. Neither Columbia Management Investment Advisers nor Morningstar Associates, LLC serves as your investment adviser as to the allocation of your contract value under the PN program (regardless of whether you have selected a PN program investment option or have chosen to remain in a static model portfolio). Some of the underlying funds are managed on a day-to-day basis directly by Columbia Management Investment Advisers and some are managed by one or more affiliated or unaffiliated sub-advisers, subject to the oversight of Columbia Management Investment Advisers and the fund’s board of trustees.

Below are the target asset allocation weights (between equity and fixed income/cash underlying funds) for each of the funds of funds:

1. Variable Portfolio – Aggressive Portfolio: 80% Equity / 20% Fixed Income

2. Variable Portfolio – Moderately Aggressive Portfolio: 65% Equity / 35% Fixed Income

3. Variable Portfolio – Moderate Portfolio: 50% Equity / 50% Fixed Income

4. Variable Portfolio – Moderately Conservative Portfolio: 35% Equity / 65% Fixed Income

5. Variable Portfolio – Conservative Portfolio: 20% Equity / 80% Fixed Income

Fund of funds conflicts of interest. In providing investment advisory services for the funds of funds and the underlying funds in which the funds of funds invest, Columbia Management Investment Advisers is, together with its affiliates, including us, subject to competing interests that may influence its decisions. These competing interests typically arise because Columbia Management Investment Advisers or one of its affiliates serves as the investment adviser to the underlying funds and may provide other services in connection with such underlying funds, and because the compensation we and our affiliates receive for providing these investment advisory and other services varies depending on the underlying fund. For additional information about the conflicts of interest to which Columbia Management Investment Advisers and its affiliates are subject, see the funds of funds prospectus.

The static model portfolios. If you have chosen to remain invested in a “static” PN program model portfolio investment option, your assets will remain invested in accordance with your current model portfolio, and you will not be provided with any updates to the model portfolio or reallocation recommendations. (The last such reallocation recommendation was provided in 2009.) Each model portfolio consists of underlying funds and/or any GPAs (if included) according to the allocation percentages stated for the model portfolio. If you are participating in the PN program through a model portfolio, you instruct us to automatically rebalance your contract value quarterly in order to maintain alignment with these allocation percentages.

If you own a contract with a living benefit rider which requires you to participate in the PN program and have chosen to remain in a PN program model portfolio, you may in the future transfer the assets in your contract only to one of the fund of funds investment options. If you begin taking income from your contract and have a living benefit rider that requires a move

 56  RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

to a certain model portfolio once you begin taking income, you will be transferred to the fund of funds that corresponds to that model portfolio.

Special rules apply to the GPAs if they are included in a model portfolio. Under these rules:

•	no MVA will apply when rebalancing occurs within a specific model portfolio (but an MVA may apply if you elect to transfer to a fund of funds);

•	no MVA will apply when you elect an annuity payout plan while your contract value is invested in a model portfolio. (See “Guarantee Period Accounts — Market Value Adjustment.”)

If you choose to remain in a static model portfolio, the investments and investment styles and policies of the underlying funds in which your contract value is invested may change. Accordingly, your model portfolio may change so that it is no longer appropriate for your needs, even though your allocations to underlying funds do not change. Furthermore, the absence of periodic updating means that existing underlying funds will not be replaced as may be appropriate due to poor performance, changes in management personnel, or other factors.

Although the model portfolios are no longer maintained on an ongoing basis, the asset allocations in the model portfolios may have been affected by conflicts of interest similar to those to which the funds of funds are subject. Certain of the underlying funds in the model portfolios are managed by Columbia Management Investment Advisers or an affiliate while others are not, and we or our affiliate had an incentive to specify greater allocation percentages for the affiliated underlying funds.

Participating in the PN program. You are responsible for determining which investment option is best for you. Your investment professional can help you make this determination. In addition, your investment professional may provide you with an investor questionnaire, a tool to help define your investing style that is based on factors such as your investment goals, your tolerance for risk and how long you intend to invest. Your responses to the investor questionnaire can help you determine which investment option most closely matches your investing style. While the scoring of the investor questionnaire is objective, there is no guarantee that your responses to the investor questionnaire accurately reflect your tolerance for risk. Similarly, there is no guarantee that the investment option you select or have selected after completing the investor questionnaire is appropriate to your ability to withstand investment risk. RiverSource Life is not responsible for your selection of a specific investment option or your decision to change to a different investment option.

Currently, there are five Portfolio Navigator funds (and under the previous PN program, five static model portfolios investment options), ranging from conservative to aggressive. You may not use more than one investment option at a time.

If you initially allocate qualifying purchase payments to the DCA fixed account (Original Contract) or Special DCA fixed account (Current Contract), when available (see “The Special DCA Fixed Account” and “DCA Fixed Account”), and you are participating in the PN program, we will make monthly transfers in accordance with your instructions from the DCA fixed account (Original Contract) or Special DCA fixed account (Current Contract), into the investment option or model portfolio you have chosen.

You may request a change to your fund of funds (or a transfer from your model portfolio to a fund of funds) up to twice per contract year by written request on an authorized form or by another method agreed to by us. If you make such a change, we may charge you a higher fee for your rider. If your contract includes a SecureSource series rider, we reserve the right to limit the number of changes if required to comply with the written instructions of a fund (see “Market Timing”). If your contract includes the GWB for Life rider or SecureSource series rider, we reserve the right to limit the number of investment options from which you can select, subject to state restrictions.

We reserve the right to change the terms and conditions of the PN program upon written notice to you. This includes but is not limited to the right to:

•	limit your choice of investment options based on the amount of your initial purchase payment;

•	cancel required participation in the program after 30 days written notice;

•	substitute a fund of funds for your model portfolio, if applicable, if permitted under applicable securities law; and

•	discontinue the PN program after 30 days written notice.

Risks. Asset allocation through the PN program does not guarantee that your contract will increase in value nor will it protect against a decline in value if market prices fall. By investing in a fund of funds, you may be able to reduce the volatility in your contract value, but there is no guarantee that this will happen. For additional information about the risks of investing in a Portfolio Navigator funds of funds, see funds of funds prospectus.

RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 57

Living benefits requiring participation in the PN program:

•	Accumulation Protector Benefit rider: You cannot terminate the Accumulation Protector Benefit rider. As long as the Accumulation Protector Benefit rider is in effect, your contract value must be invested in one of the PN program investment options. For contracts with applications signed on or after Jan. 26, 2009, you cannot select the Aggressive investment option, or transfer to the Aggressive investment option while the rider is in effect. The Accumulation Protector Benefit rider automatically ends at the end of the waiting period and you then have the option to cancel your participation in the PN program. At all other times, if you do not want to invest in any of the PN program investment options, you must terminate your contract by requesting a full surrender. Surrender charges and tax penalties may apply. Therefore, you should not select the Accumulation Protector Benefit rider if you do not intend to continue participating in the PN program (as it now exists or as we may modify it in the future) until the end of the waiting period.

•	SecureSource series or Guarantor Withdrawal Benefit for Life riders : The SecureSource series or the Guarantor Withdrawal Benefit for Life riders require that your contract value be invested in one of the PN program investment options for the life of the contract. Subject to state restrictions, we reserve the right to limit the number of investment options from which you can select based on the dollar amount of purchase payments you make. Because you cannot terminate the SecureSource series rider or the Guarantor Withdrawal Benefit for Life rider once you have selected it, you must terminate your contract by requesting a full surrender if you do not want to invest in any of the PN program investment options. Surrender charges and tax penalties may apply. Therefore, you should not select the SecureSource series or Guarantor Withdrawal Benefit for Life rider if you do not intend to continue participating in the PN program (as it now exists or as we may modify it in the future) for the life of the contract.

•	Guarantor Withdrawal Benefit rider: The Guarantor Withdrawal Benefit rider requires that your contract value be invested in one of the PN program investment options for the life of the contract and because you cannot terminate the Guarantor Withdrawal Benefit rider once you have selected it, you must terminate your contract by requesting a full surrender if you do not want to invest in any of the PN program investment options. Surrender charges and tax penalties may apply. Therefore, you should not select the Guarantor Withdrawal Benefit rider if you do not intend to continue participating in the PN program (as it now exists or as we may modify it in the future) for the life of the contract.

•	Income Assurer Benefit rider: The Income Assurer Benefit rider requires that your contract value be invested in one of the PN program investment options for the life of the contract. You can terminate the Income Assurer Benefit rider during the 30-day period after the first rider anniversary and at any time after the expiration of the waiting period. At all other times you cannot terminate the Income Assurer Benefit rider once you have selected it and you must terminate your contract by requesting a full surrender if you do not want to invest in any of the PN program investment options. Surrender charges and tax penalties may apply. Therefore, you should not select the Income Assurer Benefit rider if you do not intend to continue participating in the PN program (as it now exists or as we may modify it in the future) for the life of the contract.

TRANSFERRING AMONG ACCOUNTS
The transfer rights discussed in this section do not apply while the PN program is in effect.

For the Current Contract, you may transfer contract value from any one subaccount, GPAs, the regular fixed account and the Special DCA fixed account to another subaccount before the annuitization start date. For the Original Contract, you may transfer contract value from any one subaccount, GPAs, the one-year fixed account, or the DCA fixed account to another subaccount before the annuitization start date. Certain restrictions apply to transfers involving the GPAs, the regular fixed account and the one-year fixed account. You may not transfer contract value to the Special DCA fixed account or the DCA fixed account. You may not transfer contract value from the Special DCA fixed account or the DCA fixed account except as part of automated monthly transfers.

The date your request to transfer will be processed depends on when we receive it:

•	If we receive your transfer request at our corporate office in good order before the close of business, we will process your transfer using the accumulation unit value we calculate on the valuation date we received your transfer request.

•	If we receive your transfer request at our corporate office in good order at or after the close of business, we will process your transfer using the accumulation unit value we calculate on the next valuation date after we received your transfer request.

There is no charge for transfers. Before making a transfer, you should consider the risks involved in changing investments. Transfers out of the GPAs will be subject to an MVA if done more than 30 days before the end of the guarantee period, unless an exception applies.

We may suspend or modify transfer privileges at any time.

For information on transfers after annuity payouts begin, see “Transfer policies” below.

 58  RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

Transfer policies
Current Contract:

•	Before the annuitization start date, you may transfer contract values between the subaccounts, or from the subaccounts to the GPAs and the regular fixed account (if included) at any time. However, if you made a transfer from the regular fixed account to the subaccounts or the GPAs, took a partial surrender from the fixed account or terminated automated transfers from the Special DCA fixed account, you may not make a transfer from any subaccount or GPA to the regular fixed account for six months following that transfer, partial surrender or termination.

•	You may transfer contract values from the regular fixed account to the subaccounts or the GPAs once a year on or within 30 days before or after the contract anniversary (except for automated transfers, which can be set up at any time for certain transfer periods subject to certain minimums). Transfers from the regular fixed account are not subject to an MVA. For Contract Option L, you may transfer the entire contract value to the regular fixed account. Subject to state restrictions, we reserve the right to limit transfers to the regular fixed account at any time on a non-discriminatory basis with notification. Transfers out of the regular fixed account, including automated transfers, are limited to 30% of regular fixed account value at the beginning of the contract year(1) or $10,000, whichever is greater. Because of this limitation, it may take you several years to transfer all your contract value from the regular fixed account. You should carefully consider whether the regular fixed account meets your investment criteria before you invest. Subject to state restrictions, we reserve the right to change the percentage allowed to be transferred from the regular fixed account at any time on a non-discriminatory basis with notification.

•	You may transfer contract values from a GPA any time after 60 days of transfer or payment allocation to the account. Transfers made more than 30 days before the end of the guarantee period will receive an MVA, which may result in a gain or loss of contract value, unless an exception applies (see “The Guarantee Period Accounts (GPAs) — Market Value Adjustment (MVA)”).

•	You may not transfer contract values from the subaccounts, the GPAs or the regular fixed account into the Special DCA fixed account. However, you may transfer contract values as automated monthly transfers from the Special DCA fixed account to the subaccounts or the PN program model portfolio or investment option in effect. (See “Special DCA Fixed Account.”)

•	After the annuitization start date, you may not make transfers to or from the GPAs or the fixed account, but you may make transfers once per contract year among the subaccounts. During the annuity payout period, we reserve the right to limit the number of subaccounts in which you may invest. On the annuitization start date, you must transfer all contract value out of your GPAs and Special DCA fixed account.

(1)	All purchase payments received into the regular fixed account prior to your transfer request are considered your beginning of contract year value during the first contract year.

Original Contract:

•	Before the annuitization start date, you may transfer contract values between the subaccounts, or from the subaccounts to the GPAs and the one-year fixed account (if included) at any time. However, if you made a transfer from the one-year fixed account to the subaccounts or the GPAs, you may not make a transfer from any subaccount or GPA back to the one-year fixed account for six months following that transfer.

•	You may transfer contract values from the one-year fixed account to the subaccounts or the GPAs once a year on or within 30 days before or after the contract anniversary (except for automated transfers, which can be set up at any time for certain transfer periods subject to certain minimums). Transfers from the one-year fixed account are not subject to an MVA. The amount of contract value transferred to the one-year fixed account cannot result in the value of the one-year fixed account being greater than 30% of the contract value. Transfers out of the one-year fixed account are limited to 30% of one-year fixed account values at the beginning of the contract year or $10,000, whichever is greater. Because of this limitation, it may take you several years to transfer all your contract value from the one-year fixed account. You should carefully consider whether the one-year fixed account meets your investment criteria before you invest. Subject to state restrictions, we reserve the right to further limit transfers to or from the one-year fixed account if the interest rate we are then crediting on new purchase payments allocated to the one-year fixed account is equal to the minimum interest rate stated in the contract.

•	You may transfer contract values from a GPA any time after 60 days of transfer or payment allocation to the account. Transfers made more than 30 days before the end of the guarantee period will receive an MVA, which may result in a gain or loss of contract value, unless an exception applies (see “The Guarantee Period Accounts (GPAs) — Market Value Adjustment (MVA)”).

•	You may not transfer contract values from the subaccounts, the GPAs, or the one-year fixed account into the DCA fixed account. However, you may transfer contract values as automated monthly transfers from the DCA fixed account to any of the investment options available under your contract, subject to investment minimums and other restrictions we may impose on investments in the one-year fixed account and the GPA, as described above. (See “DCA Fixed Account.”)

RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 59

•	After the annuitization start date, you may not make transfers to or from the GPAs or the fixed account, but you may make transfers once per contract year among the subaccounts. During the annuity payout period, we reserve the right to limit the number of subaccounts in which you may invest. On the annuitization start date, you must transfer all contract value out of your GPAs and DCA fixed account.

Market Timing
Market timing can reduce the value of your investment in the contract. If market timing causes the returns of an underlying fund to suffer, contract value you have allocated to a subaccount that invests in that underlying fund will be lower too. Market timing can cause you, any joint owner of the contract and your beneficiary(ies) under the contract a financial loss.

Funds available as investment options under the contract that invest in securities that trade in overseas securities markets may be at greater risk of loss from market timing, as market timers may seek to take advantage of changes in the values of securities between the close of overseas markets and the close of U.S. markets. Also, the risks of market timing may be greater for underlying funds that invest in securities such as small cap stocks, high yield bonds, or municipal securities, that may be traded infrequently.

We seek to prevent market timing. Market timing is frequent or short-term trading activity. We do not accommodate short-term trading activities. Do not buy a contract if you wish to use short-term trading strategies to manage your investment. The market timing policies and procedures described below apply to transfers among the subaccounts within the contract. The underlying funds in which the subaccounts invest have their own market timing policies and procedures. The market timing policies of the underlying funds may be more restrictive than the market timing policies and procedures we apply to transfers among the subaccounts of the contract, and may include redemption fees. We reserve the right to modify our market timing policies and procedures at any time without prior notice to you.

Market timing may hurt the performance of an underlying fund in which a subaccount invests in several ways, including but not necessarily limited to:

•	diluting the value of an investment in an underlying fund in which a subaccount invests;

•	increasing the transaction costs and expenses of an underlying fund in which a subaccount invests; and,

•	preventing the investment adviser(s) of an underlying fund in which a subaccount invests from fully investing the assets of the fund in accordance with the fund’s investment objectives.

In order to help protect you and the underlying funds from the potentially harmful effects of market timing activity, we apply the following market timing policy to discourage frequent transfers of contract value among the subaccounts of the variable account:

We try to distinguish market timing from transfers that we believe are not harmful, such as periodic rebalancing for purposes of an asset allocation, dollar-cost averaging and asset rebalancing program that may be described in this prospectus. There is no set number of transfers that constitutes market timing. Even one transfer in related accounts may be market timing. We seek to restrict the transfer privileges of a contract owner who makes more than three subaccount transfers in any 90 day period. We also reserve the right to refuse any transfer request, if, in our sole judgment, the dollar amount of the transfer request would adversely affect unit values.

If we determine, in our sole judgment, that your transfer activity constitutes market timing, we may modify, restrict or suspend your transfer privileges to the extent permitted by applicable law, which may vary based on the state law that applies to your contract and the terms of your contract. These restrictions or modifications may include, but not be limited to:

•	requiring transfer requests to be submitted only by first-class U.S. mail;

•	not accepting hand-delivered transfer requests or requests made by overnight mail;

•	not accepting telephone or electronic transfer requests;

•	requiring a minimum time period between each transfer;

•	not accepting transfer requests of an agent acting under power of attorney;

•	limiting the dollar amount that you may transfer at any one time;

•	suspending the transfer privilege; or

•	modifying instructions under an automated transfer program to exclude a restricted fund if you do not provide new instructions.

Subject to applicable state law and the terms of each contract, we will apply the policy described above to all contract owners uniformly in all cases. We will notify you in writing after we impose any modification, restriction or suspension of your transfer rights.

 60  RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

We cannot guarantee that we will be able to identify and restrict all market timing activity. Because we exercise discretion in applying the restrictions described above, we cannot guarantee that we will be able to restrict all market timing activity. In addition, state law and the terms of some contracts may prevent us from stopping certain market timing activity. Market timing activity that we are unable to identify and/or restrict may impact the performance of the underlying funds and may result in lower contract values.

In addition to the market timing policy described above, which applies to transfers among the subaccounts within your contract, you should carefully review the market timing policies and procedures of the underlying funds. The market timing policies and procedures of the underlying funds may be materially different than those we impose on transfers among the subaccounts within your contract and may include mandatory redemption fees as well as other measures to discourage frequent transfers. As an intermediary for the underlying funds, we are required to assist them in applying their market timing policies and procedures to transactions involving the purchase and exchange of fund shares. This assistance may include, but not be limited to, providing the underlying fund upon request with your Social Security Number, Taxpayer Identification Number or other United States government-issued identifier, and the details of your contract transactions involving the underlying fund. An underlying fund, in its sole discretion, may instruct us at any time to prohibit you from making further transfers of contract value to or from the underlying fund, and we must follow this instruction. We reserve the right to administer and collect on behalf of an underlying fund any redemption fee imposed by an underlying fund. Market timing policies and procedures adopted by underlying funds may affect your investment in the contract in several ways, including but not limited to:

•	Each fund may restrict or refuse trading activity that the fund determines, in its sole discretion, represents market timing.

•	Even if we determine that your transfer activity does not constitute market timing under the market timing policies described above which we apply to transfers you make under the contract, it is possible that the underlying fund’s market timing policies and procedures, including instructions we receive from a fund may require us to reject your transfer request. For example, while we disregard transfers permitted under any asset allocation, dollar-cost averaging and asset rebalancing programs that may be described in this prospectus, we cannot guarantee that an underlying fund’s market timing policies and procedures will do so. Orders we place to purchase fund shares for the variable account are subject to acceptance by the fund. We reserve the right to reject without prior notice to you any transfer request if the fund does not accept our order.

•	Each underlying fund is responsible for its own market timing policies, and we cannot guarantee that we will be able to implement specific market timing policies and procedures that a fund has adopted. As a result, a fund’s returns might be adversely affected, and a fund might terminate our right to offer its shares through the variable account.

•	Funds that are available as investment options under the contract may also be offered to other intermediaries who are eligible to purchase and hold shares of the fund, including without limitation, separate accounts of other insurance companies and certain retirement plans. Even if we are able to implement a fund’s market timing policies, we cannot guarantee that other intermediaries purchasing that same fund’s shares will do so, and the returns of that fund could be adversely affected as a result.

For more information about the market timing policies and procedures of an underlying fund, the risks that market timing pose to that fund, and to determine whether an underlying fund has adopted a redemption fee, see that fund’s prospectus.

HOW TO REQUEST A TRANSFER OR SURRENDER

 1 By letter

Send your name, contract number, Social Security Number or Taxpayer Identification Number* and signed request for a transfer or surrender to our corporate office:

RiverSource Life Insurance Company
829 Ameriprise Financial Center
Minneapolis, MN 55474

Current Contract:

Minimum amount
Transfers or surrenders: $250 or entire subaccount balance**

Original Contract:

Minimum amount
Transfers or surrenders:  $500 or entire account balance

RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 61

All Contracts:

Maximum amount
Transfers or surrenders:  Contract value or entire account balance

*	Failure to provide a Social Security Number or Taxpayer Identification Number may result in mandatory tax withholding on the taxable portion of the distribution.
**	The contract value after a partial surrender must be at least $500.

 2 By automated transfers and automated partial surrenders

Your investment professional can help you set up automated transfers among your subaccounts, regular fixed account (Current Contract), the one-year fixed account (Original Contract) or GPAs or automated partial surrenders from the GPAs, regular fixed account, one-year fixed account, Special DCA fixed account (Current Contract), DCA fixed account (Original Contract) or the subaccounts.

You can start or stop this service by written request or other method acceptable to us.

You must allow 30 days for us to change any instructions that are currently in place.

•	Automated transfers from the one-year fixed account (Original Contact only) to any one of the subaccounts may not exceed an amount that, if continued, would deplete the one-year fixed account within 12 months.

•	Automated transfers from the regular fixed account (Current Contract only) are limited to 30% of the regular fixed account values at the beginning of the contract year or $10,000, whichever is greater.

•	Automated surrenders may be restricted by applicable law under some contracts.

•	You may not make additional purchase payments if automated partial surrenders are in effect.

•	If the PN program is in effect, you are not allowed to set up automated transfers except in connection with a Special DCA fixed account (Current Contract) or DCA fixed account (Original Contract) (see “Special DCA Fixed Account”, “Fixed Account — DCA Fixed Account” and “Making the Most of Your Contract — Portfolio Navigator Program”).

•	Automated partial surrenders may result in income taxes and penalties on all or part of the amount surrendered.

•	If you have one of the SecureSource series of riders, the Guarantor Withdrawal Benefit for Life rider or the Guarantor Withdrawal Benefit rider, you may set up automated partial surrenders up to the benefit amount available for withdrawal under the rider.

Minimum amount

Current Contract:

Transfers or surrenders:	$50

Original Contract:

Transfers or surrenders:	$100 monthly $250 quarterly, semiannually or annually

 3 By phone

Call:
1-800-333-3437

Minimum amount

Current Contract:

Transfers or surrenders:  $250 or entire contract balance

Original Contract:

Transfers or surrenders:  $500 or entire account balance

Maximum amount

Current Contract:

Transfers:                Contract value or entire account balance
Surrenders:                $100,000

Original Contract:

Transfers:                Contract value or entire account balance
Surrenders:                $25,000

 62  RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

We answer telephone requests promptly, but you may experience delays when the call volume is unusually high. If you are unable to get through, use the mail procedure as an alternative.

We will honor any telephone transfer or surrender requests that we believe are authentic and we will use reasonable procedures to confirm that they are. This includes asking identifying questions and recording calls. We will not allow a telephone surrender within 30 days of a phoned-in address change. As long as we follow the procedures, we (and our affiliates) will not be liable for any loss resulting from fraudulent requests.

Telephone transfers and surrenders are automatically available. You may request that telephone transfers and surrenders not be authorized from your account by writing to us.

Surrenders

You may surrender all or part of your contract at any time before the annuitization start date by sending us a written request or calling us. If we receive your surrender request in good order at our corporate office before the close of business, we will process your surrender using the accumulation unit value we calculate on the valuation date we received your surrender request. If we receive your surrender request at our corporate office at or after the close of business, we will process your surrender using the accumulation unit value we calculate on the next valuation date after we received your surrender request. We may ask you to return the contract. You may have to pay a contract administrative charge, surrender charges or any applicable optional rider charges (see “Charges”), federal income taxes and penalties. State and local income taxes may also apply (see “Taxes”). You cannot make surrenders after the annuitization start date except under Variable Annuity Payout Plan E. (See “The Annuity Payout Period — Annuity Payout Plans.”)

Any partial surrenders you take under the contract will reduce your contract value. As a result, the value of your death benefit or any optional benefits you have elected will also be reduced. If you have elected one of the SecureSource series of riders, the Guarantor Withdrawal Benefit for Life rider or the Guarantor Withdrawal Benefit rider and your partial surrenders in any contract year exceed the permitted surrender amount under the terms of the rider, your benefits under the rider may be reduced (see “Optional Benefits”). The first partial surrender request during the first contract year, for the SecureSource Stages 2 rider and any partial surrender request that reverses previous step-ups during the 3-year waiting period or exceeds the amount allowed under the riders and impacts the guarantees provided, will not be considered in good order until we receive a signed Benefit Impact Acknowledgement. This form shows the projected effect of the surrender on the rider benefits or a verbal acknowledgement that you understand and accept the impacts that have been explained to you.

In addition, surrenders you are required to take to satisfy RMDs under the Code may reduce the value of certain death benefits and optional benefits (see “Taxes — Qualified Annuities — Required Minimum Distributions”).

SURRENDER POLICIES
Current Contract:
If you have a balance in more than one account and you request a partial surrender, we will automatically surrender from all your subaccounts, GPAs, the Special DCA fixed account and/or the regular fixed account (if included) in the same proportion as your value in each account correlates to your total contract value, unless requested otherwise(1). The minimum contract value after partial surrender is $500.

Original Contract:
If you have a balance in more than one account and you request a partial surrender, we will automatically surrender from all your subaccounts, GPAs, the DCA fixed account, and/or the one-year fixed account in the same proportion as your value in each account correlates to your total contract value, unless requested otherwise(1). After executing a partial surrender, the value in each subaccount, one-year fixed account or GPA must be either zero or at least $50.

(1)	If you elected one of the SecureSource series of riders, you do not have the option to request from which account to surrender.

RECEIVING PAYMENT
By regular or express mail:

•	payable to you;

•	mailed to address of record.

NOTE: We will charge you a fee if you request express mail delivery.

Normally, we will send the payment within seven days after receiving your request in good order. However, we may postpone the payment if:

– the surrender amount includes a purchase payment check that has not cleared;

– the NYSE is closed, except for normal holiday and weekend closings;

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– trading on the NYSE is restricted, according to SEC rules;

– an emergency, as defined by SEC rules, makes it impractical to sell securities or value the net assets of the accounts; or

– the SEC permits us to delay payment for the protection of security holders.

TSA — Special Provisions

PARTICIPANTS IN TAX-SHELTERED ANNUITIES
If the contract is intended to be used in connection with an employer sponsored 403(b) plan, additional rules relating to this contract can be found in the annuity endorsement for tax sheltered 403(b) annuities. Unless we have made special arrangements with your employer, the contract is not intended for use in connection with an employer sponsored 403(b) plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). In the event that the employer either by affirmative election or inadvertent action causes contributions under a plan that is subject to ERISA to be made to this contract, we will not be responsible for any obligations and requirements under ERISA and the regulations thereunder, unless we have prior written agreement with the employer. You should consult with your employer to determine whether your 403(b) plan is subject to ERISA.

In the event we have a written agreement with your employer to administer the plan pursuant to ERISA, special rules apply as set forth in the TSA endorsement.

The employer must comply with certain nondiscrimination requirements for certain types of contributions under a TSA contract to be excluded from taxable income. You should consult your employer to determine whether the nondiscrimination rules apply to you.

The Code imposes certain restrictions on your right to receive early distributions from a TSA:

•	Distributions attributable to salary reduction contributions (plus earnings) made after Dec. 31, 1988, or to transfers or rollovers from other contracts, may be made from the TSA only if:

–	you are at least age 59 1/2;

–	you are disabled as defined in the Code;

–	you severed employment with the employer who purchased the contract;

–	the distribution is because of your death;

–	the distribution is due to plan termination; or

–	you are a military reservist.

•	If you encounter a financial hardship (as provided by the Code), you may be eligible to receive a distribution of all contract values attributable to salary reduction contributions made after Dec. 31, 1988, but not the earnings on them.

•	Even though a distribution may be permitted under the above rules, it may be subject to IRS taxes and penalties (see “Taxes”)

•	The above restrictions on distributions do not affect the availability of the amount credited to the contract as of Dec. 31, 1988. The restrictions also do not apply to transfers or exchanges of contract value within the contract, or to another registered variable annuity contract or investment vehicle available through the employer.

Changing the Annuitant

For the Current Contract, if you have a nonqualified annuity and are a natural person (excluding a revocable trust), you may change the annuitant or contingent annuitant if the request is made prior to the annuitization start date and while the existing annuitant or contingent annuitant is living. The change will become binding on us when we receive it. If you and the annuitant are not the same person and the annuitant dies before the annuitization start date, the owner becomes the annuitant unless a contingent annuitant has been previously selected. You may not change the annuitant if you have a qualified annuity or there is non-natural or revocable trust ownership.

For the Original Contract, annuitant changes are not allowed.

Changing Ownership

You may change ownership of your nonqualified annuity at any time by completing a change of ownership form we approve and sending it to our corporate office. We will honor any change of ownership request received in good order that we believe is authentic and we will use reasonable procedures to confirm authenticity. If we follow these procedures, we will not take any responsibility for the validity of the change.

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If you have a nonqualified annuity, you may incur income tax liability by transferring, assigning or pledging any part of it. (See “Taxes.”)

If you have a qualified annuity, you may not sell, assign, transfer, discount or pledge your contract as collateral for a loan, or as security for the performance of an obligation or for any other purpose except as required or permitted by the Code. However, if the owner is a trust or custodian, or an employer acting in a similar capacity, ownership of the contract may be transferred to the annuitant.

Please consider carefully whether or not you wish to change ownership of your annuity contract. If you elected any optional contract features or riders and any owner was not an owner before the change, all owners (including any prior owner who is still an owner after the ownership change) (along with the annuitant for the Original Contract) will be subject to all limitations and/or restrictions of those features or riders just as if they were purchasing a new contract.

If you have an Income Assurer Benefit rider and/or the Benefit Protector Plus rider, the riders will terminate upon transfer of ownership of the annuity contract.

For the Original Contract, our current administrative practice is that if you have the Benefit Protector rider, the owner can choose to terminate the Benefit Protector rider during the 30-day window following the effective date of the ownership change.

For the Current Contract, if you have the Benefit Protector rider, if any owner is older than age 75 immediately following the ownership change, the rider will terminate upon change of ownership. If all owners are younger than age 76, the rider continues unless the owner chooses to terminate it during the 30-day window following the effective date of the ownership change. The Benefit Protector death benefit values may be reset (see “Optional Death Benefits – Benefit Protector Death Benefit Rider”).

For the Current Contract, the death benefit may change due to a change of ownership. If any owner is older than age 85 immediately following the ownership change, the MAV Death Benefit, 5% Accumulation Death Benefit and EDB will terminate, the ROPP Death Benefit will be unavailable, and the Contract Value Death Benefit will apply. If any owner is older than age 79 but all owners are younger than age 86, the MAV Death Benefit, the 5% Accumulation Death Benefit, and the EDB will terminate and the ROPP Death Benefit will apply. If all owners are age 79 or younger, the ROPP Death Benefit, MAV Death Benefit, 5% Accumulation Death Benefit or EDB will continue. The ROPP Death Benefit, MAV Death Benefit, 5% Accumulation Death Benefit and EDB values may be reset (see “Benefits in the Case of Death”). If the death benefit that applies to your contract changes due to an ownership change, the mortality and expense risk fee may change as well (see “Charges – Mortality and Expense Risk Fee”).

The SecureSource series – Joint Life rider, if selected, only allows transfer of the ownership of the annuity contract between covered spouses or their revocable trust(s); no other ownership changes are allowed while this rider is in force, subject to state restrictions. For the SecureSource Stages 2 – Joint Life rider, if ownership is transferred from a covered spouse to their revocable trust(s), the annuitant must be one of the covered spouses. The Accumulation Protector Benefit, the SecureSource – Single Life, the Guarantor Withdrawal Benefit for Life and the Guarantor Withdrawal Benefit riders will continue upon transfer of ownership of the annuity contract and the values may be reset. For SecureSource rider and Guarantor Withdrawal Benefit for Life rider, any ownership change that impacts the guarantees provided will not be considered in good order until we receive a signed Benefit Impact Acknowledgement form showing the projected effect of the ownership change on the rider benefits or a verbal acknowledgement that you understand and accept the impacts that have been explained to you. For the Secure Source Stages 2 – Single Life riders, Secure Source 20 – Single Life and SecureSource Stages – Single Life riders, an ownership change that results in different covered person will terminate the rider, subject to state restrictions. (See “Optional Benefits.”)

Benefits in Case of Death

Current Contract:
(applications signed on or after Nov. 30, 2009, subject to state availability)

We will pay the death benefit to your beneficiary upon your death if you die before the annuitization start date while this contract is in force. If a contract has more than one person as the owner, we will pay the benefits upon the first to die of any owner. The basic death benefit available under your contract at contract issue is the ROPP Death Benefit. In addition to the ROPP Death Benefit, we also offer the following optional death benefits at contract issue:

•	MAV Death Benefit;

•	5% Accumulation Death Benefit; or

•	Enhanced Death Benefit.

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If it is available in your state and if you are age 79 or younger at contract issue, you can elect any one of the above optional death benefits. If you are age 80 or older at contract issue, the ROPP Death Benefit will apply.

Once you elect a death benefit, you cannot change it; however the death benefit that applies to your contract may change due to an ownership change (see “Changing Ownership”) or continuation of the contract by the spouse under the spousal continuation provision.

We show the death benefit that applies to your contract at issue on your contract’s data page. The death benefit determines the mortality and expense risk fee that is assessed against the subaccounts. (See “Charges — Mortality and Expense Risk Fee.”)

We will base the benefit paid on the death benefit coverage in effect on the date of your death.

Here are some terms that are used to describe the death benefits:

Adjusted partial surrenders (calculated for ROPP and MAV Death Benefits)	=	PS × DB CV

PS = the amount by which the contract value is reduced as a result of the partial surrender.

DB = the applicable ROPP value or MAV on the date of (but prior to) the partial surrender

CV = contract value on the date of (but prior to) the partial surrender.

Covered Life Change: is either continuation of the contract by a spouse under the spousal continuation provision, or an ownership change where any owner after the ownership change was not an owner prior to the change.

Contract Value Death Benefit (CV Death Benefit): is the death benefit available if any owner after an ownership change or spouse who continues the contract under the spousal continuation provision is over age 85 and therefore cannot qualify for the ROPP death benefit. Under this benefit, we will pay the beneficiary the greater of:

–	the Full Surrender Value, or

–	the contract value after any rider charges have been deducted.

Full Surrender Value: is the contract value immediately prior to the surrender (immediately prior to payment of a death claim for death benefits) less:

•	any surrender charge,

•	pro rata rider charges,

•	the contract charge, and

plus:

•	any positive or negative market value adjustment.

RETURN OF PURCHASE PAYMENTS (ROPP) DEATH BENEFIT

The ROPP Death Benefit is the basic death benefit on the contract that will pay your beneficiaries no less than your purchase payments, adjusted for surrenders. If you die before the annuitization start date and while this contract is in force, the death benefit will be the greatest of:

1.	the contract value after any rider charges have been deducted,

2.	the ROPP Value, or

3.	the Full Surrender Value.

ROPP Value: is the total purchase payments on the contract issue date. Additional purchase payments will be added to the ROPP value. Adjusted partial surrenders will be subtracted from the ROPP value.

After a covered life change for a spouse who continues the contract and is age 85 or younger, we reset the ROPP value to the contract value on the date of the continuation after any rider charges have been deducted and after any increase to the contract value due to the death benefit that would otherwise have been paid (without regard to the Full Surrender Value). If the spouse who continues the contract is age 86 or older, the ROPP Death Benefit will terminate and he or she will be eligible for the CV death benefit.

After a covered life change other than for the spouse who continues the contract, if the prior owner and all current owners are eligible for the ROPP death benefit we reset the ROPP value on the valuation date we receive your request for the ownership change to the contract value after any rider charges have been deducted, if the contract value is less.

If the prior owner was not eligible for the ROPP but all current owners are eligible, we reset the ROPP value to the contract value after any rider charges have been deducted on the valuation date we receive your request for the ownership change.

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If available in your state and you are age 79 or younger at contract issue, you may select one of the death benefits described below at the time you purchase your contract. The death benefits do not provide any additional benefit before the first contract anniversary and may not be appropriate for certain older issue ages because the benefit values may be limited after age 80. Be sure to discuss with your investment professional whether or not these death benefits are appropriate for your situation.

MAXIMUM ANNIVERSARY VALUE (MAV) DEATH BENEFIT

The MAV Death Benefit provides that if you die while the contract is in force and before the annuitization start date, the death benefit will be the greatest of these values:

1.	contract value after any rider charges have been deducted;

2.	the ROPP value as described above;

3.	the MAV; or

4.	the Full Surrender Value as described above.

The MAV equals the ROPP value prior to the first contract anniversary. Every contract anniversary prior to the earlier of your 81st birthday or your death, we compare the MAV to the current contract value and we reset the MAV to the higher amount. The MAV is increased by any additional purchase payments and reduced by adjusted partial surrenders.

After a covered life change for a spouse who is age 79 or younger and continues the contract, we reset the MAV to the contract value on the date of the continuation after any rider charges have been deducted and after any increase to the contract value due to the death benefit that would otherwise have been paid (without regard to the Full Surrender Value).

After a covered life change other than for a spouse who continues the contract, if all owners are under age 80, we reset the MAV on the valuation date we receive your request for the ownership change to the lesser of these two values:

(a) the contract value after any rider charges have been deducted, or

(b) the MAV on that date, but prior to the reset.

If your spouse chooses to continue the contract under the spousal continuation provision, the death benefit available for the spouse’s beneficiaries depends on the spouse’s age. If your spouse was age 79 or younger when the contract was continued, he or she will continue to be eligible for the MAV. If your spouse is over age 79 but younger than age 86 when the contract was continued, he or she will be eligible for the ROPP death benefit. If your spouse is age 86 or older when the contract was continued, he or she will be eligible for the CV death benefit.

5% ACCUMULATION DEATH BENEFIT

The 5% Accumulation Death Benefit provides that if you die while the contract is in force and before the annuitization start date, the death benefit will be the greatest of these values:

1.	contract value after any rider charges have been deducted;

2.	the ROPP value as described above;

3.	the 5% accumulation death benefit floor; or

4.	the Full Surrender Value as described above.

The key terms and provisions of the 5% Accumulation Death Benefit are:

5% Accumulation Death Benefit Floor: is equal to the sum of:

1.	the contract value in the Excluded Accounts (currently, regular fixed account and GPAs), if any, and

2.	the variable account floor.

Protected Account Base (PAB) and Excluded Account Base (EAB): Adjustments to variable account floor require tracking amounts representing purchase payments, not previously surrendered, that are allocated or transferred to the Protected Accounts (currently, subaccounts and the Special DCA fixed account) and Excluded Accounts.

–	PAB equals amounts representing purchase payments, not previously surrendered or transferred, that are in the Protected Accounts.

–	EAB equals amounts representing purchase payments, not previously surrendered or transferred, that are in the Excluded Accounts.

Variable Account Floor: Variable account floor is PAB increased on contract anniversaries prior to the earlier of your 81st birthday or your death.

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Net Transfer: If multiple transfers are made on the same valuation day, they are combined to determine the net amount of contract value being transferred between the Protected Accounts and Excluded Accounts. This net transfer amount is used to adjust the EAB, PAB and variable account floor values.

Establishment of Variable Account Floor, PAB and EAB
On the contract date, 1) variable account floor and PAB are established as your initial purchase payment allocated to the Protected Accounts; and 2) EAB is established as your initial purchase payment allocated to the Excluded Accounts.

Adjustments to Variable Account Floor, PAB and EAB
Variable account floor, PAB and EAB are adjusted by the following:

1.	When an additional purchase payment is made;

(A) any payment you allocate to the Protected Accounts are added to PAB and to variable account floor, and

(B) any payment you allocate to the excluded accounts are added to EAB.

2.	When transfers are made to the Protected Accounts from the Excluded Accounts, we increase PAB and variable account floor, and we reduce EAB.

The amount we deduct from EAB and add to PAB and to variable account floor is calculated for each net transfer using the following formula:

a × b c	where:

  a = the amount the contract value in the Excluded Accounts is reduced by the net transfer

  b = EAB on the date of (but prior to) the transfer

  c = the contract value in the Excluded Accounts on the date of (but prior to) the transfer.

3.	When partial surrenders are made from the Excluded Accounts, we reduce EAB by the same amount as calculated above for transfers from the Excluded Accounts, using surrender amounts in place of transfer amounts. Partial surrenders from Excluded Accounts do not increase PAB.

4.	When transfers are made to the Excluded Accounts from the Protected Accounts, we reduce PAB and variable account floor, and increase EAB.

The amounts we deduct from PAB and variable account floor are calculated for each net transfer using the following formula:

a × b c	where:

a = the amount the contract value in the Protected Accounts is reduced by the net transfer

b = the applicable PAB or variable account floor on the date of (but prior to) the transfer

c = the contract value in the Protected Accounts on the date of (but prior to) the transfer.

The amount we subtract from PAB is added to EAB.

5.	When partial surrenders are made from the Protected Accounts, we reduce PAB and variable account floor by the same amount as calculated above for transfers from the Protected Accounts, using surrender amounts in place of transfer amounts. Partial surrenders from Protected Accounts do not increase EAB.

6.	After a covered life change for a spouse who continues the contract, variable account floor and PAB are reset to the contract value in the Protected Accounts on the date of continuation. EAB is reset to the contract value in the Excluded Accounts on the date of continuation. The contract value is after any rider charges have been deducted and after any increase to the contract value due to the death benefit that would otherwise have been paid (without regard to the Full Surrender Value).

7.	After a covered life change other than for a spouse who continues the contract, variable account floor, PAB and EAB are reset on the valuation date we receive your written request for the covered life change if all owners are eligible for the 5% Accumulation Death Benefit.

  Variable account floor and PAB are reset to the lesser of A or B where:

     A = the contract value (after any rider charges have been deducted) in the Protected Accounts on that date, and

     B = Variable account floor on that date (but prior to the reset).

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  EAB is reset to the lesser of A or B where:

     A = the contract value (after any rider charges have been deducted) in the Excluded Accounts on that date, and

     B = EAB on that date (but prior to the reset).

8.	On a contract anniversary when variable account floor is greater than zero:

(A)	On the first contract anniversary, we increase variable account floor by an amount equal to 5%, multiplied by variable account floor as of 60 days after the contract date.

(B)	On each subsequent contract anniversary prior to the earlier of your 81st birthday or your death, we increase variable account floor by 5%, multiplied by the prior contract anniversary’s variable account floor.

(C)	Any variable account floor increase on contract anniversaries does not increase PAB or EAB.

For contracts issued in New Jersey and Washington state, the cap on the variable account floor is 200% of PAB.

If your spouse chooses to continue the contract under the spousal continuation provision, the death benefit available for the spouse’s beneficiaries depends on the spouse’s age. If your spouse was age 79 or younger when the contract was continued, he or she will continue to be eligible for the 5% Accumulation Death Benefit. If your spouse is over age 79 but younger than age 86 when the contract was continued, he or she will be eligible for the ROPP death benefit. If your spouse is age 86 or older when the contract was continued, he or she will be eligible for the CV Death Benefit.

ENHANCED DEATH BENEFIT

The Enhanced Death Benefit provides that if you die while the contract is in force and before the annuitization start date, the death benefit will be the greatest of these values:

1.	contract value after any rider charges have been deducted;

2.	the ROPP value as described above;

3.	the MAV as described above;

4.	the 5% accumulation death benefit floor as described above; or

5.	the Full Surrender Value as described above.

If your spouse chooses to continue the contract under spousal continuation provision, the death benefit available for the spouse’s beneficiaries depends on the spouse’s age. If your spouse was age 79 or younger when the contract was continued, he or she will continue to be eligible for the Enhanced Death Benefit. If your spouse is over age 79 but younger than age 86 when the contract was continued, he or she will be eligible for the ROPP death benefit. If your spouse is age 86 or older when the contract was continued, he or she will be eligible for the CV Death Benefit.

For an example of how each death benefit is calculated, see Appendix C.

Original Contract:
(applications signed prior to Nov. 30, 2009 or in states where the Current Contract is not available)

We will pay the death benefit to your beneficiary upon the earlier of your death or the annuitant’s death. If a contract has more than one person as the owner or annuitant, we will pay the benefits upon the first to die of any owner or the annuitant. The basic death benefit available under your contract at contract issue is the ROP Death Benefit. In addition to the ROP Death Benefit, we also offer the following optional death benefits at contract issue:

•	MAV Death Benefit;

•	5% Accumulation Death Benefit; or

•	Enhanced Death Benefit.

If it is available in your state and if both you and the annuitant are age 79 or younger at contract issue, you can elect any one of the above death benefits. If either you or the annuitant are age 80 or older at contract issue, the ROP Death Benefit will apply. Once you elect a death benefit, you cannot change it. We show the death benefit that applies in your contract on your contract’s data page. The death benefit you select determines the mortality and expense risk fee that is assessed against the subaccounts. (See “Charges — Mortality and Expense Risk Fee.”)

We will base the benefit paid on the death benefit coverage you chose when you purchased the contract.

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Here are some terms used to describe the death benefits:

Adjusted partial surrenders (calculated for ROP and MAV Death Benefits)	=	PS × DB CV

PS	=	the amount by which the contract value is reduced as a result of the partial surrender.
DB	=	the applicable ROP value or MAV on the date of (but prior to) the partial surrender.
CV	=	contract value on the date of (but prior to) the partial surrender.

RETURN OF PURCHASE PAYMENTS (ROP) DEATH BENEFIT

The ROP Death Benefit is the basic death benefit on the contract that will pay your beneficiaries no less than your purchase payments, adjusted for surrenders. If you or the annuitant die before the annuitization start date and while this contract is in force, the death benefit will be the greater of these two values, minus any applicable rider charges:

1.	contract value; or

2.	total purchase payments applied to the contract minus adjusted partial surrenders.

The ROP Death Benefit will apply unless you select one of the alternative death benefits described immediately below.

If available in your state and both you and the annuitant are age 79 or younger at contract issue, you may select one of the death benefits described below at the time you purchase your contract. The death benefits do not provide any additional benefit before the first contract anniversary and may not be appropriate for certain older issue ages because the benefit values may be limited after age 80. Be sure to discuss with your investment professional whether or not these death benefits are appropriate for your situation.

MAXIMUM ANNIVERSARY VALUE (MAV) DEATH BENEFIT

The MAV Death Benefit provides that if you or the annuitant die while the contract is in force and before the annuitization start date, the death benefit will be the greatest of these three values, minus any applicable rider charges:

1.	contract value;

2.	total purchase payments applied to the contract minus adjusted partial surrenders; or

3.	the MAV on the date of death.

Maximum Anniversary Value (MAV): is zero prior to the first contract anniversary. On the first contract anniversary, we set the MAV as the greater of these two values:

(a) current contract value; or

(b) total purchase payments applied to the contract minus adjusted partial surrenders.

Thereafter, we increase the MAV by any additional purchase payments and reduce the MAV by adjusted partial surrenders. Every contract anniversary after that prior to the earlier of your or the annuitant’s 81st birthday, we compare the MAV to the current contract value and we reset the MAV to the higher amount.

5% ACCUMULATION DEATH BENEFIT

The 5% Accumulation Death Benefit provides that if you or the annuitant die while the contract is in force and before the annuitization start date, the death benefit will be the greatest of these three values, minus any applicable rider charges:

1. contract value;

2. total purchase payments applied to the contract minus adjusted partial surrenders; or

3. the 5% variable account floor.

The key terms and provisions of the 5% Accumulation Death Benefit are:

5% Variable Account Floor: is the sum of the value of the GPAs, the one-year fixed account and the variable account floor. There is no variable account floor prior to the first contract anniversary. On the first contract anniversary, we establish the variable account floor as:

•	the amounts allocated to the subaccounts and the DCA fixed account at issue increased by 5%;

•	plus any subsequent amounts allocated to the subaccounts and the DCA fixed account;

•	minus adjusted transfers and partial surrenders from the subaccounts or the DCA fixed account.

Thereafter, we continue to add subsequent purchase payments allocated to the subaccounts or the DCA fixed account and subtract adjusted transfers and partial surrenders from the subaccounts or the DCA fixed account. On each contract

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anniversary after the first, through age 80, we add an amount to the variable account floor equal to 5% of the prior anniversary’s variable account floor. We stop adding this amount after you or the annuitant reach age 81 or after the earlier of your or the annuitant’s death.

5% variable account floor adjusted transfers or partial surrenders	=	PST × VAF SAV

PST	=	the amount by which the contract value in the subaccounts and the DCA fixed account is reduced as a result of the partial surrender or transfer from the subaccounts or the DCA fixed account.
VAF	=	variable account floor on the date of (but prior to) the transfer or partial surrender.
SAV	=	value of the subaccounts and the DCA fixed account on the date of (but prior to) the transfer or partial surrender.

The amount of purchase payments surrendered or transferred from any subaccount or fixed account (if applicable) or GPA account is calculated as (a) times (b) where:

(a)	is the amount of purchase payments in the account or subaccount on the date of but prior to the current surrender or transfer; and

(b)	is the ratio of the amount of contract value transferred or surrendered from the account or subaccount to the value in the account or subaccount on the date of (but prior to) the current surrender or transfer.

For contracts issued in New Jersey, the cap on the variable account floor is 200% of the sum of the purchase payments allocated to the subaccounts and the DCA fixed account that have not been surrendered or transferred out of the subaccounts or DCA fixed account.

NOTE: The 5% variable account floor is calculated differently and is not the same value as the Income Assurer Benefit® 5% variable account floor.

ENHANCED DEATH BENEFIT

The Enhanced Death Benefit provides that if you or the annuitant die while the contract is in force and before the annuitization start date, the death benefit will be the greatest of these four values, minus any applicable rider charges:

1. contract value;

2. total purchase payments applied to the contract minus adjusted partial surrenders;

3. the MAV on the date of death as described above; or

4. the 5% variable account floor as described above.

For an example of how each death benefit is calculated, see Appendix C.

IF YOU DIE BEFORE THE ANNUITIZATION START DATE
When paying the beneficiary, we will process the death claim on the valuation date our death claim requirements are fulfilled. We will determine the contract’s value using the accumulation unit value we calculate on that valuation date. We pay interest, if any, at a rate no less than required by law. We will mail payment to the beneficiary within seven days after our death claim requirements are fulfilled.

Nonqualified annuities
For the Current Contract:
If your spouse is sole beneficiary and you die before the annuitization start date, your spouse may keep the contract as owner with the contract value equal to the death benefit that would otherwise have been paid (without regard to the Full Surrender Value). To do this your spouse must, on the date our death claim requirements are fulfilled, give us written instructions to continue the contract as owner.

There will be no surrender charges on contract Option L from that point forward unless additional purchase payments are made. If you elected any optional contract features or riders, your spouse will be subject to all limitations and/or restrictions of those features or riders just as if they were purchasing a new contract and the values may be reset. (see “Optional Benefits” and “Benefits in the Case of Death”) If the death benefit applicable to the contract changes due to spousal continuation, the mortality and expense risk fee may change as well (see “Charges — Mortality and Expense Risk Fee”).

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If your beneficiary is not your spouse, or your spouse does not elect spousal continuation, we will pay the beneficiary in a single sum unless you give us other written instructions. Generally, we must fully distribute the death benefit within five years of your death. However, the beneficiary may receive payouts under any annuity payout plan available under this contract if:

•	the beneficiary asks us in writing within 60 days after the day on which all documents have been received that prove your death has occurred; and

•	payouts begin no later than one year after your death, or other date as permitted by the IRS; and

•	the payout period does not extend beyond the beneficiary’s life or life expectancy.

For the Original Contract:
If your spouse is sole beneficiary and you die before the annuitization start date, your spouse may keep the contract as owner with the contract value equal to the death benefit that would otherwise have been paid. To do this your spouse must, on the date our death claim requirements are fulfilled, give us written instructions to continue the contract as owner.

There will be no surrender charges on contract Option L from that point forward unless additional purchase payments are made. If you elected any optional contract features or riders, your spouse and the new annuitant (if applicable) will be subject to all limitations and/or restrictions of those features or riders just as if they were purchasing a new contract and the values may be reset. (See “Optional Benefits” and “Optional Death Benefits”.)

If your beneficiary is not your spouse, or your spouse does not elect spousal continuation, we will pay the beneficiary in a single sum unless you give us other written instructions. Generally, we must fully distribute the death benefit within five years of your death. However, the beneficiary may receive payouts under any annuity payout plan available under this contract if:

•	the beneficiary asks us in writing within 60 days after the day on which all documents have been received that prove your death has occurred; and

•	payouts begin no later than one year after your death, or other date as permitted by the IRS; and

•	the payout period does not extend beyond the beneficiary’s life or life expectancy.

Qualified annuities
For the Current Contract:

•	Spouse beneficiary: If you have not elected an annuity payout plan, and if your spouse is the sole beneficiary, your spouse may either elect to treat the contract as his/her own, so long as he or she is eligible to do so, or elect an annuity payout plan or another plan agreed to by us. If your spouse elects a payout option, the payouts must begin no later than the year in which you would have reached age 70 1/2. If you attained age 70 1/2 at the time of death, payouts must begin no later than Dec. 31 of the year following the year of your death.

Your spouse may elect to assume ownership of the contract with the contract value equal to the death benefit that would otherwise have been paid (without regard to the Full Surrender Value). To do this your spouse must, on the date our death claim requirements are fulfilled, give us written instructions to keep the contract in force. There will be no surrender charges on contract Option L from that point forward unless additional purchase payments are made. If you elected any optional contract features or riders, your spouse will be subject to all limitations and/or restrictions of those features or riders just as if they were purchasing a new contract and the values may be reset (see “Optional Benefits”, “Optional Death Benefits” and “Benefits in the Case of Death”). If the death benefit applicable to the contract changes due to spousal continuation, the mortality and expense risk fee may change as well (see “Charges — Mortality and Expense Risk Fee”).

If a beneficiary elects an alternative payment plan which is an inherited IRA, all optional death benefits and living benefits will terminate. The beneficiary must submit the Investment Options Form or the Portfolio Navigator Enrollment Form. No additional purchase payments will be accepted. The death benefit payable on the death of the non-spouse beneficiary is the CV death benefit.

If you purchased this contract as an inherited IRA and your spouse is the sole beneficiary, he or she can elect to continue this contract as an inherited IRA.

If you purchased this contract as an inherited IRA and your spouse is not the sole beneficiary, he or she can elect an alternative payment plan for their share of the death benefit and all optional death benefits and living benefits will terminate. Your spouse must follow the schedule of minimum withdrawals established based on your life expectancy.

•	Non-spouse beneficiary: If you have not elected an annuity payout plan, and if death occurs prior to the year you would have attained age 70 1/2, the beneficiary may elect to receive payouts from the contract over a five year period. If your beneficiary does not elect a five year payout or if your death occurs after attaining age 70 1/2, we will pay the beneficiary in a single sum unless the beneficiary elects to receive payouts under any payout plan available under this contract if:

•	the beneficiary asks us in writing within 60 days after the day on which all documents have been received that prove your death has occurred; and

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•	payouts begin no later than one year following the year of your death; and

•	the payout period does not extend beyond the beneficiary’s life or life expectancy.

If a beneficiary elects an alternative payment plan which is an inherited IRA, all optional death benefits and living benefits will terminate. The beneficiary must submit the applicable investment options form or the Portfolio Navigator enrollment form. No additional purchase payments will be accepted. The death benefit payable on the death of the non-spouse beneficiary is the CV death benefit.

In the event of your beneficiary’s death, their beneficiary can elect to take a lump sum payment or to continue the alternative payment plan following the schedule of minimum withdrawals established based on the life expectancy of your beneficiary.

For the Original Contract:

•	Spouse beneficiary: If you have not elected an annuity payout plan, and if your spouse is the sole beneficiary, your spouse may either elect to treat the contract as his/her own, so long as he or she is eligible to do so, or elect an annuity payout plan or another plan agreed to by us. If your spouse elects a payout option, the payouts must begin no later than the year in which you would have reached age 70 1/2. If you attained age 70 1/2 at the time of death, payouts must begin no later than Dec. 31 of the year following the year of your death.

Your spouse may elect to assume ownership of the contract with the contract value equal to the death benefit that would otherwise have been paid. To do this your spouse must, on the date our death claim requirements are fulfilled, give us written instructions to keep the contract in force. There will be no surrender charges on contract Option L from that point forward unless additional purchase payments are made. If you elected any optional contract features or riders, your spouse and the new annuitant (if applicable) will be subject to all limitations and/or restrictions of those features or riders just as if they were purchasing a new contract and the values may be reset. (See “Optional Benefits” and “Optional Death Benefits”.)

•	Non-spouse beneficiary: If you have not elected an annuity payout plan, and if death occurs prior to the year you would have attained age 70 1/2, the beneficiary may elect to receive payouts from the contract over a five year period. If your beneficiary does not elect a five year payout or if your death occurs after attaining age 70 1/2, we will pay the beneficiary in a single sum unless the beneficiary elects to receive payouts under any payout plan available under this contract if:

•	the beneficiary asks us in writing within 60 days after the day on which all documents have been received that prove your death has occurred; and

•	payouts begin no later than one year following the year of your death; and

•	the payout period does not extend beyond the beneficiary’s life or life expectancy.

If a beneficiary elects an alternative payment plan which is an inherited IRA, all optional death benefits and living benefits will terminate. The beneficiary must submit the investment options form or the Portfolio Navigator enrollment form. No additional purchase payments will be accepted. The death benefit payable on the death of the non-spouse beneficiary is the CV death benefit.

•	Annuity payout plan: If you elect an annuity payout plan which guarantees payouts to a beneficiary after death, the payouts to your beneficiary will continue pursuant to the annuity payout plan you elect.

Optional Benefits

The assets held in our general account support the guarantees under your contract, including optional death benefits and optional living benefits. To the extent that we are required to pay you amounts in addition to your contract value under these benefits, such amounts will come from our general account assets. You should be aware that our general account is exposed to the risks normally associated with a portfolio of fixed-income securities, including interest rate, option, liquidity and credit risk. You should also be aware that we issue other types of insurance and financial products as well, and we also pay our obligations under these products from assets in our general account. Our general account is not segregated or insulated from the claims of our creditors. The financial statements contained in the SAI include a further discussion of the risks inherent within the investments of the general account.

RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 73

OPTIONAL LIVING BENEFITS

SECURESOURCE STAGES 2 RIDERS

The SecureSource Stages 2 rider is an optional benefit that you can add to your contract for an additional charge. This benefit is intended to provide to you, after the lifetime benefit is established, a specified withdrawal amount annually for life, even if your contract value is zero, subject to the terms and provisions described in this section. Additionally, this benefit offers a credit feature to help in low or poor performing markets and a step up feature to lock in contract anniversary gains.

The SecureSource Stages 2 rider may be appropriate for you if you intend to make periodic withdrawals from your annuity contract after the waiting period and wish to ensure that market performance will not adversely affect your ability to withdraw income over your lifetime. This rider may not be appropriate for you if you do not intend to limit withdrawals to the amount allowed in order to receive the full benefits of the rider.

Your benefits under the rider can be reduced if any of the following occurs:

•	If you take any withdrawals during the 1-year waiting period, the lifetime benefit amount will be determined using percentage B for the appropriate age band as long as rider benefits are payable;

•	If you withdraw more than the allowed withdrawal amount in a contract year, or you take withdrawals before the lifetime benefit is available;

•	If you take a withdrawal and later choose to allocate your contract value to a fund of funds that is more aggressive than the target fund;

•	If the contract value is 20% or more below purchase payments increased by any contract anniversary gains or rider credits and adjusted for withdrawals (see withdrawal adjustment base described below).

The SecureSource Stages 2 rider guarantees that, regardless of investment performance, you may take withdrawals up to the lifetime benefit amount each contract year after the lifetime benefit is established. Your age at the time of the first withdrawal will determine the age band for as long as benefits are payable except as described in the lifetime payment percentage provision.

As long as your total withdrawals during the current year do not exceed the lifetime benefit amount, you will not be assessed a surrender charge. If you withdraw a larger amount, the excess amount will be assessed any applicable surrender charges and benefits will be reduced in accordance with excess withdrawal processing. At any time, you may withdraw any amount up to your entire surrender value, subject to excess withdrawal processing under the rider.

Subject to conditions and limitations, the rider also guarantees that you or your beneficiary will get back purchase payments you have made, increased by annual step-ups, through withdrawals over time. Any amount we pay in excess of your contract value is subject to our financial strength and claims-paying ability.

Subject to conditions and limitations, the lifetime benefit amount can be increased if a rider credit is available or your contract value has increased on a rider anniversary. The principal back guarantee can also be increased if your contract value has increased on a rider anniversary.

AVAILABILITY

There are two optional SecureSource Stages 2 riders available under your contract:

•	SecureSource Stages 2 — Single Life

•	SecureSource Stages 2 — Joint Life

The information in this section applies to both SecureSource Stages 2 riders, unless otherwise noted.

For the purpose of this rider, the term “withdrawal” is equal to the term “surrender” in the contract or any riders. Withdrawals will adjust contract values and benefits in the same manner as surrenders.

The SecureSource Stages 2 — Single Life rider covers one person. The SecureSource Stages 2 — Joint Life Rider covers two spouses jointly who are named at contract issue. You may elect only the SecureSource Stages 2 — Single Life rider or the SecureSource Stages 2 — Joint Life rider, not both, and you may not switch riders later. You must elect the rider when you purchase your contract. The rider effective date will be the contract issue date.

The SecureSource Stages 2 rider is an optional benefit that you may select for an additional annual charge if:

•	Single Life: you are 85 or younger on the date the contract is issued; or

•	Joint Life: you and your spouse are 85 or younger on the date the contract is issued.

The SecureSource Stages 2 riders are not available under an inherited qualified annuity.

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The SecureSource Stages 2 rider guarantees that after the waiting period, regardless of the investment performance of your contract, you will be able to withdraw up to a certain amount each year from the contract before the annuitization start date until:

•	Single Life: death (see “At Death” heading below).

•	Joint Life: the death of the last surviving covered spouse (see “Joint Life only: Covered Spouses” and “At Death” headings below).

KEY TERMS

The key terms associated with the SecureSource Stages 2 rider are:

Age Bands: Each age band is associated with a two lifetime payment percentages. The covered person (Joint Life: the younger covered spouse) must be at least the youngest age shown in the first age band for the annual lifetime payment to be established. After the annual lifetime payment is established, in addition to your age, other factors determine when you move to a higher age band.

Annual Lifetime Payment (ALP): the lifetime benefit amount available each contract year after the covered person (Joint Life: the younger covered spouse) has reached the youngest age in the first age band. After the waiting period, the annual withdrawal amount guaranteed by the rider can vary each contract year.

Annual Step-Up: an increase in the benefit base and/or the principal back guarantee and a possible increase in the lifetime payment percentage that is available each rider anniversary if your contract value increases, subject to certain conditions.

Benefit Base (BB): used to calculate the annual lifetime payment and the annual rider charge. The BB cannot be withdrawn in a lump sum or annuitized and is not payable as a death benefit.

Credit Base (CB): used to calculate the rider credit. The CB cannot be withdrawn or annuitized and is not payable as a death benefit.

Excess Withdrawal: (1) a withdrawal taken before the annual lifetime payment is established, or (2) a withdrawal that is greater than the remaining annual lifetime payment after the annual lifetime payment is established.

Excess Withdrawal Processing: a reduction in benefits if a withdrawal is taken before the annual lifetime payment is established or if a withdrawal exceeds the remaining annual lifetime payment.

Lifetime Payment Percentage: used to calculate your annual lifetime payment. Two percentages (“percentage A” and “percentage B”) are used for each age band. The difference between percentage A and percentage B is referred to as the income bonus. Percentage B is referred to as the minimum lifetime payment percentage.

Principal Back Guarantee (PBG): a guarantee that total withdrawals will not be less than purchase payments you have made, increased by annual step-ups, as long as there is no excess withdrawal or benefit reset.

Remaining Annual Lifetime Payment (RALP): as you take withdrawals during a contract year, the remaining amount that the rider guarantees will be available for withdrawal that year is reduced. After the annual lifetime payment is established, the RALP is the guaranteed amount that can be withdrawn during the remainder of the current contract year.

Rider Credit: an amount that can be added to the benefit base on each of the first ten contract anniversaries based on a rider credit percentage of 8% for the first anniversary and 6% thereafter, as long as no withdrawals have been taken since the rider effective date and you do not decline any annual rider fee increase. Investment performance and excess withdrawals may reduce or eliminate the benefit of any rider credits. Rider credits may result in higher rider charges that may exceed the benefit from the credits.

Waiting Period: the period of time before you can take a withdrawal without limiting benefits under the rider. If you take any withdrawals during the waiting period, the lifetime benefit amount will be determined using percentage B, the minimum lifetime payment percentage, for the appropriate age band and percentage A, and therefore the income bonus, will not be available as long as rider benefits are payable. The waiting period starts on the rider effective date and ends on the day prior to the first anniversary.

Withdrawal: the amount by which your contract value is reduced as a result of any withdrawal request. It may differ from the amount of your request due to any surrender charge and any market value adjustment.

Withdrawal Adjustment Base (WAB): one of the components used to determine the lifetime payment percentage after the waiting period. The WAB cannot be withdrawn or annuitized and is not payable as a death benefit.

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IMPORTANT SECURESOURCE STAGES 2 RIDER CONSIDERATIONS

You should consider whether a SecureSource Stages 2 rider is appropriate for you taking into account the following considerations:

•	Lifetime Benefit Limitations: The lifetime benefit is subject to certain limitations, including but not limited to:

Single Life: Once the contract value equals zero, payments are made for as long as the covered person is living (see “If Contract Value Reduces to Zero” heading below). However, if the contract value is greater than zero, the lifetime benefit terminates at the first death of any owner even if the covered person is still living (see “At Death” heading below). This possibility may present itself when there are multiple contract owners — when one of the contract owners dies the lifetime benefit terminates even though other contract owners are still living.

Joint Life: Once the contract value equals zero, payments are made for as long as either covered spouse is living (see “If Contract Value Reduces to Zero” heading below). However, if the contract value is greater than zero, the lifetime benefit terminates at the death of the last surviving covered spouse (see “At Death” heading below).

•	Withdrawals: Please consider carefully when you start taking withdrawals from this rider. If you take any withdrawals during the 1-year waiting period, the lifetime benefit amount will be determined using percentage B for the appropriate age band and percentage A, and therefore the income bonus, will not be available as long as rider benefits are payable. Any withdrawals in the first 10 years will terminate any remaining rider credits. Also, if you withdraw more than the allowed withdrawal amount in a contract year or take withdrawals before the lifetime benefit is available (“excess withdrawal”), the guaranteed amounts under the rider will be reduced.

•	Use of Portfolio Navigator Program Required: You must elect one of the investment options under the PN program. This requirement limits your choice of investment options. This means you will not be able to allocate contract value to all of the subaccounts, GPAs or the regular fixed account that are available under the contract to contract owners who do not elect the rider. (See “Making the Most of Your Contract — Portfolio Navigator Program.”) You may allocate purchase payments to the Special DCA fixed account, when available, and we will make monthly transfers into the investment option you have chosen. You may make two elective investment option changes per contract year; we reserve the right to limit elective investment option changes if required to comply with the written instructions of a fund (see “Market Timing”).

You can allocate your contract value to any available investment option during the following times: (1) prior to your first withdrawal and (2) following a benefit reset due to an investment option change as described below but prior to any subsequent withdrawal. During these accumulation phases, you may request to change your investment option to any available investment option.

Immediately following a withdrawal your contract value will be reallocated to the target investment option classification as shown in your contract if your current investment option is more aggressive than the target investment option classification. This automatic reallocation is not included in the total number of allowed investment option changes per contract year. The target investment option is currently the Moderate investment option. We reserve the right to change the target investment option to an investment option classification that is more aggressive than the Moderate investment option after 30 days written notice.

After you have taken a withdrawal and prior to any benefit reset, you are in a withdrawal phase. During withdrawal phases you may request to change your investment option to the target investment option or any investment option that is more conservative than the target investment option without a benefit reset as described below. If you are in a withdrawal phase and you choose to allocate your contract value to an investment option that is more aggressive than the target investment option, you will be in the accumulation phase again and your rider benefit will be reset as follows:

1.	the BB, PBG and WAB will be reset to the contract value, if less than their current amount; and

2.	the ALP and RALP, if available, will be recalculated. You may request to change your investment option by written request on an authorized form or by another method agreed to by us.

•	Non-Cancelable: Once elected, the SecureSource Stages 2 rider may not be cancelled (except as provided under “Rider Termination” heading below) and the charge will continue to be deducted until the contract or rider is terminated or the contract value reduces to zero (described below).

Dissolution of marriage does not terminate the SecureSource Stages 2 — Joint Life rider and will not reduce the fee we charge for this rider. The benefit under the SecureSource Stages 2 — Joint Life rider continues for the covered spouse who is the owner of the contract (or annuitant in the case of nonnatural or revocable trust ownership). The rider will terminate at the death of the contract owner because the original covered spouse will be unable to elect the spousal continuation provision of the contract (see “Joint Life only: Covered Spouses” below).

•	Joint Life: Limitations on Contract Owners, Annuitants and Beneficiaries: Since the joint life benefit will terminate unless the surviving covered spouse continues the contract under the spousal option to continue the contract upon the

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owner’s death provision, only ownership arrangements that permit such continuation are allowed at rider issue. In general, the covered spouses should be joint owners, or one covered spouse should be the owner and the other covered spouse should be named as the sole primary beneficiary.

For non-natural ownership arrangements that allow for spousal continuation one covered spouse should be the annuitant and the other covered spouse should be the sole primary beneficiary. For revocable trust ownerships, the grantor of the trust must be the annuitant and the beneficiary must either be the annuitant’s spouse or a trust that names the annuitant’s spouse as the sole primary beneficiary. You are responsible for establishing ownership arrangements that will allow for spousal continuation.

If you select the SecureSource Stages 2 — Joint Life rider, please consider carefully whether or not you wish to change the beneficiary of your annuity contract. The rider will terminate if the surviving covered spouse cannot utilize the spousal continuation provision of the contract when the death benefit is payable.

•	Limitations on Purchase Payments: We reserve the right to limit the cumulative amount of purchase payments, subject to state restrictions. For current purchase payment restrictions, please see “Buying Your Contract — Purchase Payments”.

Interaction with Total Free Amount (FA) contract provision: The FA is the amount you are allowed to withdraw from the contract in each contract year without incurring a surrender charge (see “Charges — Surrender Charge”). The FA may be greater than the remaining annual lifetime payment under this rider. Any amount you withdraw under the contract’s FA provision that exceeds the remaining annual lifetime payment is subject to the excess withdrawal processing described below.

You should consult your tax advisor before you select this optional rider if you have any questions about the use of the rider in your tax situation because:

•	Tax Considerations for Nonqualified Annuities: Under current federal income tax law, withdrawals under nonqualified annuities, including withdrawals taken from the contract under the terms of the rider, are treated less favorably than amounts received as annuity payments under the contract (see “Taxes — Nonqualified Annuities”). Withdrawals are taxable income to the extent of earnings. Withdrawals of earnings before age 59 1/2 may also incur a 10% IRS early withdrawal penalty. You should consult your tax advisor before you select this optional rider if you have any questions about the use of the rider in your tax situation.

•	Tax Considerations for Qualified Annuities: Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract (see “Taxes — Qualified Annuities — Required Minimum Distributions”). If you have a qualified annuity, you may need to take an RMD during the waiting period the lifetime benefit amount will be determined using percentage B for as long as rider benefits are payable. While the rider permits certain excess withdrawals to be taken for the purpose of satisfying RMD requirements for your contract alone without reducing future benefits guaranteed under the rider, there can be no guarantee that changes in the federal income tax law after the effective date of the rider will not require a larger RMD to be taken, in which case, future guaranteed withdrawals under the rider could be reduced. See Appendix F for additional information.

•	Treatment of Civil Unions and Domestic Partners: The Federal Defense of Marriage Act (“DOMA”) does not recognize same-sex marriages or civil unions, even if permitted under applicable state law. As a result, a beneficiary of a deceased owner who was treated as married to the owner under state law and for purposes of this rider, but whose marriage is not recognized under DOMA, will be required to take distributions from the contract in the manner applicable to non-spouse beneficiaries. In some circumstances, these required distributions could substantially reduce or eliminate the value of the rider. See “Taxes — Other — Spousal status.”

LIFETIME BENEFIT DESCRIPTION

Single Life only: Covered Person: the person whose life is used to determine when the annual lifetime payment is established, and the duration of the ALP payments (see “Annual Lifetime Payment (ALP)” heading below). The covered person is the oldest contract owner. If any owner is a nonnatural person (e.g., an irrevocable trust or corporation) or a revocable trust, the covered person is the oldest annuitant.

Joint Life only: Covered Spouses: the contract owner and his or her legally married spouse as defined under federal law, as named on the application for as long as the marriage is valid and in effect. If any contract owner is a nonnatural person or a revocable trust, the covered spouses are the annuitant and the legally married spouse of the annuitant. The covered spouses lives are used to determine when the annual lifetime payment is established, and the duration of the ALP payments (see “Annual Lifetime Payment (ALP)” heading below). The covered spouses are established on the rider effective date and cannot be changed.

Annual Lifetime Payment (ALP): the lifetime benefit amount available each contract year after the covered person (Joint life: younger covered spouses) has reached age 50. When the ALP is established and at all times thereafter, the ALP is equal to the BB multiplied by the lifetime payment percentage. Anytime the lifetime payment percentage or BB changes as

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described below, the ALP will be recalculated. After the waiting period and when the ALP is established, the first withdrawal taken in each contract year will set and fix the lifetime payment percentage for the remainder of the contract year.

If you withdraw less than the ALP in a contract year, the unused portion does not carry over to future contract years.

Single Life: The ALP is established on the later of the rider effective date if the covered person has reached age 50, or the date the covered person’s attained age equals age 50.

Joint Life: The ALP is established on the earliest of the following dates:

•	The rider effective date if the younger covered spouse has already reached age 50.

•	The date the younger covered spouse’s attained age equals age 50.

•	Upon the first death of a covered spouse, then either: (a) the date we receive a written request when the death benefit is not payable and the surviving covered spouse has already reached age 50, (b) the date spousal continuation is effective when the death benefit is payable and the surviving covered spouse has already reached age 50, or (c) the date the surviving covered spouse reaches age 50.

•	Following dissolution of marriage of the covered spouses, then either (a) the date we receive a written request if the remaining covered spouse who is the owner (or annuitant in the case of nonnatural or revocable trust ownership) has already reached age 50, or (b) the date the remaining covered spouse who is the owner (or annuitant in the case of nonnatural or revocable trust ownership) reaches age 50.

Remaining Annual Lifetime Payment (RALP): the annual lifetime payment guaranteed for withdrawal for the remainder of the contract year. The RALP is established at the same time as the ALP. The RALP equals the ALP less all withdrawals in the current contract year, but it will not be less than zero.

Lifetime Payment Percentage: used to calculate the annual lifetime payment. Two percentages are used for a given age band, percentage A or percentage B, depending on the factors described below.

For ages:

•	50-58, percentage A is 4% and percentage B is 3%.

•	59-64, percentage A is 5% and percentage B is 4%.

•	65-79, percentage A is 6% and percentage B is 5%.

•	80 and older, percentage A is 7% and percentage B is 6%.

The age band for the lifetime payment percentage is determined at the following times:

•	When the ALP is established: The age band used to calculate the initial ALP is the percentage for the covered person’s attained age (Joint life: younger covered spouse’s attained age).

•	On the covered person’s subsequent birthdays (Joint life: younger covered spouse’s subsequent birthdays): Except as noted below, if the covered person’s new attained age (Joint life: younger covered spouse’s attained age) is in a higher age band, then the higher age band will be used to determine the appropriate lifetime payment percentage. (However, if you decline any rider fee increase or if a withdrawal has been taken since the ALP was established, then the lifetime payment percentage will not change on subsequent birthdays.)

•	Upon annual step-ups (see “Annual Step ups” below).

•	For the Joint life rider, upon death or change in marital status: In the event of death or dissolution of marriage: (A) If no withdrawal has been taken since the ALP was established and no rider fee increase has been declined, the lifetime payment percentage will be reset based on the Age Band for the remaining covered spouse’s attained age. (B) If the ALP is not established but the remaining covered spouse has reached the youngest age in the first Age Band, the remaining covered spouse’s attained age will be used to determine the age band for the lifetime payment percentage. In the event of remarriage of the covered spouses to each other, the lifetime payment percentage used is the percentage for the younger covered spouse’s attained age.

The following determines whether percentage A or percentage B is used for each applicable age band:

During the waiting period, percentage B will be used. If you take a withdrawal in the waiting period, percentage B will be used and the income bonus will not be available for as long as rider benefits are payable.

If no withdrawal is taken during the waiting period, after the waiting period a comparison of your contract value and the withdrawal adjustment base (WAB) determines whether percentage A or percentage B is used to calculate the ALP unless the percentage is fixed as described below. Market volatility, a prolonged flat, low or down market, rider credits, and the deduction of charges all impact whether you are eligible for percentage A or percentage B. On each valuation date, if the

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benefit determining percentage is less than the 20% adjustment threshold, then percentage A is used in calculating your ALP, otherwise percentage B is used. The benefit determining percentage is calculated as follows, but it will not be less than zero:

1 − (a/b) where:

a = Contract value at the end of the prior valuation period

b = WAB at the end of the prior valuation period

After the ALP is established and after the waiting period, the first withdrawal taken in each contract year will set and fix the lifetime payment percentage for the remainder of the contract year. Beginning on the next rider anniversary, the lifetime payment percentage can change on each valuation day as described above until a withdrawal is taken in that contract year.

However, at the earliest of (1), (2) or (3) below Percentage A or Percentage B will be set and remain fixed as long as the benefit is payable:

•	if the ALP is established, when your contract value on a rider anniversary is less than two times the benefit base (BB) multiplied by percentage B for your current age band, or

•	when the contract value reduces to zero, or

•	on the date of death (Joint life: remaining covered spouse’s date of death) when a death benefit is payable.

For certain periods of time at our discretion and on a non-discriminatory basis, your lifetime payment percentage may be set by us to percentage A if more favorable to you.

Determination of Adjustments of Benefit Values: Your lifetime benefit values (benefit base (BB), credit base (CB) and withdrawal adjustment base (WAB)) and principal back guarantee (PBG) are determined at the following times and are subject to a maximum amount of $10 million each:

•	On the contract date: The WAB, CB, BB and PBG are set equal to the initial purchase payment.

•	When an additional purchase payment is made: If the WAB and CB are greater than zero, the WAB and CB will be increased by the amount of each additional purchase payment. The BB and PBG will be increased by the amount of each additional purchase payment.

•	When a withdrawal is taken: If the CB is greater than zero, the CB will be permanently reset to zero when the first withdrawal is taken, and there will be no additional rider credits.

When a withdrawal is taken:

(a)	If the first withdrawal is taken during the waiting period, the WAB will be permanently reset to zero. If the first withdrawal is taken after the waiting period, the WAB will be reduced by the “adjustment for withdrawal,” as defined below.

(b)	If the ALP is established and the withdrawal is less than or equal to the RALP, the BB does not change and the PBG is reduced by the amount of the withdrawal, but it will not be less than zero.

(c)	If the ALP is not established, excess withdrawal processing will occur as follows. The BB will be reduced by the “adjustment for withdrawal,” and the PBG will be reduced by the greater of the amount of the withdrawal or the “adjustment for withdrawal,” but it will not be less than zero.

(d)	If the ALP is established and the withdrawal is greater than the RALP, excess withdrawal processing will occur as follows:

The PBG will be reset to the lesser of:

(i)	the PBG reduced by the amount of the withdrawal, but it will not be less than zero; or

(ii)	the PBG minus the RALP on the date of (but prior to) the withdrawal and further reduced by an amount calculated as follows, but it will not be less than zero:

a × b c	where:

a = the amount of the withdrawal minus the RALP

b = the PBG minus the RALP on the date of (but prior to) the withdrawal

c = the contract value on the date of (but prior to) the withdrawal minus the RALP

The BB will be reduced by an amount as calculated below:

d × e f	where:

RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 79

d = the amount of the withdrawal minus the RALP

e = the BB on the date of (but prior to) the withdrawal

f = the contract value on the date of (but prior to) the withdrawal minus the RALP.

Adjustment for Withdrawal Definition: When the WAB, PBG or BB is reduced by a withdrawal in the same proportion as the contract value is reduced, the proportional amount deducted is the “adjustment for withdrawal.” The “adjustment for withdrawal” is calculated as follows:

g × h i	where:

g = the amount the contract value is reduced by the withdrawal

h = the WAB, BB or PBG (as applicable) on the date of (but prior to) the withdrawal

i = the contract value on the date of (but prior to) the withdrawal.

Rider Anniversary Processing: The following describes how the WAB, BB and PBG are calculated on rider anniversaries, subject to the maximum amount of $10 million for each, and how the lifetime payment percentage can change on rider anniversaries.

•	The WAB on rider anniversaries: Unless the WAB is permanently reset to zero or you decline any rider fee increase, the WAB (after any rider credit is added) will be increased to the contract value, if the contract value is greater.

•	Rider Credits: If you did not take any withdrawals and you did not decline any rider fee increase, rider credits are available for the first ten contract anniversaries. On the first anniversary, the rider credit equals the credit base (CB) 180 days following the rider effective date multiplied by 8%. On any subsequent anniversaries, the rider credit equals the CB as of the prior rider anniversary multiplied by 6%. On the first anniversary the BB and WAB will be set to the greater of the current BB, or the BB 180 days following the contract date increased by the rider credit and any additional purchase payments since 180 days following the rider effective date. On any subsequent rider credit dates the BB and WAB will be set to the greater of the current BB, or the BB on the prior anniversary increased by the rider credit and any additional purchase payments since the prior anniversary. If the CB is greater than zero, the CB will be permanently reset to zero on the 10th rider anniversary after any adjustment to the WAB and BB, and there will be no additional rider credits.

•	Annual step ups: Beginning with the first rider anniversary, an annual step-up may be available. If you decline any rider fee increase, future annual step-ups will no longer be available.

The annual step-up will be executed on any rider anniversary where the contract value is greater than the PBG or the BB after any rider credit is added. If an annual step-up is executed, the PBG, BB and lifetime payment percentage will be adjusted as follows: The PBG will be increased to the contract value, if the contract value is greater. The BB (after any rider credit is added) will be increased to the contract value, if the contract value is greater. If the covered person’s attained age (Joint Life: younger covered spouses attained age) on the rider anniversary is in a higher age band and (1) there is an increase to BB due to a step-up or (2) the BB is at the maximum of $10,000,000 so there was no step-up of the BB, then the higher age band will be used to determine the appropriate lifetime payment percentage, regardless of any prior withdrawals.

OTHER PROVISIONS

Required Minimum Distributions (RMD): If you are taking RMDs from your contract and your RMD calculated separately for your contract is greater than the remaining annual lifetime payment on the most recent contract anniversary, the portion of your RMD that exceeds the benefit amount will not be subject to excess withdrawal processing provided that the following conditions are met:

•	The annual lifetime payment is established;

•	The RMD is for your contract alone;

•	The RMD is based on your recalculated life expectancy taken from the Uniform Lifetime Table under the Code; and

•	The RMD amount is otherwise based on the requirements of section 401(a) (9), related Code provisions and regulations thereunder that were in effect on the contract date.

RMD rules follow the calendar year which most likely does not coincide with your contract year and therefore may limit when you can take your RMD and not be subject to excess withdrawal processing. If any withdrawal is taken in the waiting period, including RMDs, Percentage B for the applicable age band will be used as long as rider benefits are payable. Any withdrawals taken before the annual lifetime payment is established or withdrawing amounts greater than the remaining annual lifetime payment that do not meet these conditions will result in excess withdrawal processing. The amount in excess of the

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RALP that is not subject to excess withdrawal processing will be recalculated if the ALP changes due to lifetime payment percentage changes. See Appendix E for additional information.

Spousal Option to Continue the Contract upon Owner’s Death (Spousal Continuation):

Single Life: If a surviving spouse elects to continue the contract and continues the contract as the new owner under the spousal continuation provision of the contract, the SecureSource Stages 2 — Single Life rider terminates.

Joint Life: If a surviving spouse is a covered spouse and elects the spousal continuation provision of the contract as the new owner, the SecureSource Stages 2 — Joint Life rider also continues. The surviving covered spouse can name a new beneficiary; however, a new covered spouse cannot be added to the rider.

Unless you decline a rider fee increase, at the time of spousal continuation, a step-up may be available. All annual step-up rules (see “Rider Anniversary Processing — Annual Step-Up” heading above) also apply to the spousal continuation step-up except that the RALP will be reduced for any prior withdrawals in that contract year. The WAB, if greater than zero, will be increased to the contract value if the contract value is greater. The spousal continuation step-up is processed on the valuation date spousal continuation is effective.

Rules for Surrender: Minimum contract values following surrender no longer apply to your contract. For withdrawals, the withdrawal will be taken from all accounts and the variable subaccounts in the same proportion as your interest in each bears to the contract value. You cannot specify from which accounts the withdrawal is to be taken.

If your contract value is reduced to zero, the CB, if greater than zero, will be permanently reset to zero, and there will be no additional rider credits. Also, the following will occur:

•	If the ALP is not established and if the contract value is reduced to zero as a result of fees or charges, then the owner must wait until the ALP would be established, and the ALP will be paid annually until the death of the covered person (Joint Life: both covered spouses).

•	If the ALP is established and if the contract value is reduced to zero as a result of fees or charges, or as a result of a withdrawal that is less than or equal to the RALP, then the owner will receive the ALP paid annually until the death of the covered person (Joint Life: both covered spouses).

In either case above:

•	These annualized amounts will be paid in monthly installments. If the monthly payment is less than $100, We have the right to change the frequency, but no less frequently than annually.

•	We will no longer accept additional purchase payments.

•	No more charges will be collected for the rider.

•	The current ALP is fixed for as long as payments are made.

•	The death benefit becomes the remaining schedule of annual lifetime payments, if any, until total payments to the owner and the beneficiary are equal to the PBG at the time the contract value falls to zero.

•	The amount paid in the current contract year will be reduced for any prior withdrawals in that contract year.

•	If the ALP is not established and if the contract value is reduced to zero as a result of a withdrawal, this rider and the contract will terminate.

•	If the ALP is established and if the contract value is reduced to zero as a result of a withdrawal that is greater than the RALP, this rider and the contract will terminate.

At Death:

Single Life: If the contract is jointly owned and an owner dies when the contract value is greater than zero, the lifetime benefit for the covered person will cease even if the covered person is still living or if the contract is continued under the spousal continuation option.

Joint Life: If the death benefit becomes payable at the death of a covered spouse, the surviving covered spouse must utilize the spousal continuation option to continue the lifetime benefit. If spousal continuation is not available, the rider terminates. The lifetime benefit ends at the death of the surviving covered spouse.

If the contract value is greater than zero when the death benefit becomes payable, the beneficiary may:

•	elect to take the death benefit under the terms of the contract, or

•	elect to take the principal back guarantee available under this rider, or

•	continue the contract and the SecureSource Stages 2 — Joint Life rider under the spousal continuation option.

RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 81

For single and joint life, if the beneficiary elects the principal back guarantee under this rider, the following will occur:

1.	If the PBG is greater than zero and the ALP is established, the ALP on the date of death will be paid until total payments to the beneficiary are equal to the PBG on the date of death.

2.	If the PBG is greater than zero and the ALP is not established, the BB on the date of death multiplied by the lifetime payment percentage used for the youngest age in the first age band will be paid annually until total payments to the beneficiary are equal to the PBG on the date of death.

In either of the above cases:

•	After the date of death, there will be no additional rider credits or annual step-ups.

•	The lifetime payment percentage used will be set as of the date of death.

•	The amount paid in the current contract year will be reduced for any prior withdrawals in that year.

3.	On the date of death (Joint life: remaining covered spouse’s date of death), if the CB is greater than zero, the CB will be permanently reset to zero, and there will be no additional rider credits.

4.	If the PBG equals zero, the benefit terminates. No further payments are made.

Contract Ownership Change:

Single Life: If allowed by state law, change of ownership is subject to our approval. If there is a change of ownership and the covered person remains the same, the rider continues with no change to any of the rider benefits. If there is a change of ownership and the covered person would be different, the rider terminates.

Joint Life: Ownership changes are only allowed between the covered spouses or their revocable trust(s) and are subject to our approval, if allowed by state law. No other ownership changes are allowed as long as the rider is in force.

Assignment: If allowed by state law, an assignment is subject to our approval.

Annuity Provisions: If your annuitization start date is the maximum annuitization start date, you can choose one of the payout options available under the contract or an alternative fixed annuity payout option available under the SecureSource Stages 2 rider. Under the rider’s payout option, the minimum amount payable shown in Table B, will not apply and you will receive the annual lifetime payment provided by this rider until the later of the death of the covered person (Joint Life: both covered spouses) or depletion of the principal back guarantee. If you choose to receive the ALP, the amount payable each year will be equal to the annual lifetime payment on the annuitization start date. The amount paid in the current contract year will be reduced for any prior withdrawals in that year. These annualized amounts will be paid in monthly installments. If the monthly payment is less than $100, we have the right to change the frequency, but no less frequently than annually.

If you choose to receive the ALP rather than a payout option available under the contract, all other contract features, rider features and charges terminate after the annuitization start date except for the PBG.

RIDER TERMINATION

The SecureSource Stages 2 rider cannot be terminated either by you or us except as follows:

•	Single Life: a change of ownership that would result in a different covered person will terminate the rider.

•	Single Life: after the death benefit is payable, the rider will terminate.

•	Single Life: spousal continuation will terminate the rider.

•	Joint Life: After the death benefit is payable the rider will terminate if anyone other than a covered spouse continues the contract. However, if the covered spouse continues the contract as an inherited IRA or as a beneficiary of a participant in an employer sponsored retirement plan, the rider will terminate.

•	On the annuitization start date, the rider will terminate.

•	You may terminate the rider if your annual rider fee after any increase is more than 0.25 percentage points higher than your fee before the increase. (see “Charges — SecureSource Stages 2 rider charge”).

•	When the contract value is zero and either the annual lifetime payment is not established or a withdrawal in excess of the remaining annual lifetime payment is taken, the rider will terminate.

•	Termination of the contract for any reason will terminate the rider.

For an example, see Appendix D.

ACCUMULATION PROTECTOR BENEFIT RIDER
(available for Contract Option L and Contract Option C)

The Accumulation Protector Benefit rider is an optional benefit, available for contract applications signed on or after May 3, 2010, that you may select for an additional charge. We have offered a different version of the Accumulation Protector Benefit

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rider for the Original Contract Option L with applications signed prior to June 1, 2009. The description of the Accumulation Protector Benefit rider in this section applies to both Original Contract and Current Contract unless noted otherwise. The Accumulation Protector Benefit rider specifies a waiting period that ends on the benefit date. The Accumulation Protector Benefit rider provides a one-time adjustment to your contract value on the benefit date if your contract value is less than the Minimum Contract Accumulation Value (defined below) on that benefit date. On the benefit date, if the contract value is equal to or greater than the Minimum Contract Accumulation Value, as determined under the Accumulation Protector Benefit rider, the Accumulation Protector Benefit rider ends without value and no benefit is payable.

If the contract value falls to zero as the result of adverse market performance or the deduction of fees and/or charges at any time during the waiting period and before the benefit date, the contract and all riders, including the Accumulation Protector Benefit rider will terminate without value and no benefits will be paid. Exception: if you are still living on the benefit date, we will pay you an amount equal to the Minimum Contract Accumulation Value as determined under the Accumulation Protector Benefit rider on the valuation date your contract value reached zero.

For the Current Contract, if you are (or if the owner is a non-natural person, then the annuitant is) age 80 or younger at contract issue and this rider is available in your state, you may elect the Accumulation Protector Benefit rider at the time you purchase your contract and the rider effective date will be the contract issue date. For the Original Contract, you may have elected the Accumulation Protector Benefit rider at the time you purchased your contract and the rider effective date was the contract issue date. The Accumulation Protector Benefit rider may not be terminated once you have elected it except as described in the “Terminating the Rider” section below. An additional charge for the Accumulation Protector Benefit rider will be assessed annually during the waiting period. The rider ends when the waiting period expires and no further benefit will be payable and no further charges for the rider will be deducted. After the waiting period, you have the following options:

•	Continue your contract;

•	Take partial surrenders or make a full surrender; or

•	Annuitize your contract.

The Accumulation Protector Benefit rider may not be purchased with the optional SecureSource Stages 2 rider.

You should consider whether an Accumulation Protector Benefit rider is appropriate for you because:

•	you must participate in the PN program and you must elect one of the PN program investment options. This requirement limits your choice of investments. This means you will not be able to allocate contract value to all of the subaccounts, GPAs or the regular fixed account that are available under the contract to other contract owners who do not elect this rider. You may allocate qualifying purchase payments to the Special DCA fixed account, when available (see “The Special DCA Fixed Account”), and we will make monthly transfers into the PN program investment option you have chosen. (See “Making the Most of Your Contract — Portfolio Navigator Program”);

•	you may not make additional purchase payments to your contract during the waiting period after the first 180 days immediately following the effective date of the Accumulation Protector Benefit rider. Some exceptions apply (see “Additional Purchase Payments with Elective Step Up” below). In addition, we reserve the right to change these additional purchase payment limitations, including making further restrictions, upon written notice;

•	if you purchase this contract as a qualified annuity, for example, an IRA, you may need to take partial surrenders from your contract to satisfy the RMDs under the Code. Partial surrenders, including those used to satisfy RMDs, will reduce any potential benefit that the Accumulation Protector Benefit rider provides. You should consult your tax advisor if you have any questions about the use of this rider in your tax situation;

•	if you think you may surrender all of your contract value before you have held your contract with this benefit rider attached for 10 years, or you are considering selecting an annuity payout option within 10 years of the effective date of your contract, you should consider whether this optional benefit is right for you. You must hold the contract a minimum of 10 years from the effective date of the Accumulation Protector Benefit rider, which is the length of the waiting period under the Accumulation Protector Benefit rider, in order to receive the benefit, if any, provided by the Accumulation Protector Benefit rider. In some cases, as described below, you may need to hold the contract longer than 10 years in order to qualify for any benefit the Accumulation Protector Benefit rider may provide;

•	the 10 year waiting period under the Accumulation Protector Benefit rider will restart if you exercise the elective step-up option (described below) or your surviving spouse exercises the spousal continuation elective step-up (described below); and

•	the 10 year waiting period under the Accumulation Protector Benefit rider may be restarted if you elect to change your investment option to one that causes the Accumulation Protector Benefit rider charge to increase (see “Charges”).

Be sure to discuss with your investment professional whether an Accumulation Benefit rider is appropriate for your situation.

RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 83

Here are some general terms that are used to describe the operation of the Accumulation Protector Benefit:

Benefit Date: This is the first valuation date immediately following the expiration of the waiting period.

Minimum Contract Accumulation Value (MCAV): An amount calculated under the Accumulation Protector Benefit rider. The contract value will be increased to equal the MCAV on the benefit date if the contract value on the benefit date is less than the MCAV on the benefit date.

Adjustments for Partial Surrenders: The adjustment made for each partial surrender from the contract is equal to the amount derived from multiplying (a) and (b) where:

(a)	is 1 minus the ratio of the contract value on the date of (but immediately after) the partial surrender to the contract value on the date of (but immediately prior to) the partial surrender; and

(b)	is the MCAV on the date of (but immediately prior to) the partial surrender.

Waiting Period: The waiting period for the rider is 10 years.

We reserve the right to restart the waiting period on the latest contract anniversary if you change your investment option after we have exercised our rights to increase the rider fee.

Your initial MCAV is equal to your initial purchase payment. It is increased by the amount of any subsequent purchase payments received within the first 180 days that the rider is effective. It is reduced by any adjustments for partial surrenders made during the waiting period.

Automatic Step Up
On each contract anniversary after the effective date of the rider, the MCAV will be set to the greater of:

1. 80% of the contract value on the contract anniversary; or

2. the MCAV immediately prior to the automatic step up.

The automatic step up does not create contract value, guarantee the performance of any investment option, or provide a benefit that can be surrendered or paid upon death. Rather, the automatic step up is an interim calculation used to arrive at the final MCAV, which is used to determine whether a benefit will be paid under the rider on the benefit date.

The automatic step up of the MCAV does not restart the waiting period or increase the charge (although the total fee for the rider may increase).

Elective Step Up Option
Within thirty days following each contract anniversary after the rider effective date, but prior to the benefit date, you may notify us in writing that you wish to exercise the annual elective step up option. You may exercise this elective step up option only once per contract year during this 30 day period. If your contract value on the valuation date we receive your written request to step up is greater than the MCAV on that date, your MCAV will increase to 100% of that contract value.

We may increase the fee for your rider (see “Charges — Accumulation Protector Benefit Rider Charge”). The revised fee would apply to your rider if you exercise the annual elective step up, your MCAV is increased as a result, and the revised fee is higher than your annual rider fee before the elective step up. Elective step ups will also result in a restart of the waiting period as of the most recent contract anniversary.

The elective step up does not create contract value, guarantee the performance of any investment option or provide any benefit that can be surrendered or paid upon death. Rather the elective step up is an interim calculation used to arrive at the final MCAV, which is used to determine whether a benefit will be paid under the rider on the benefit date.

The elective step up option is not available for inherited IRAs or if the benefit date would be after the annuitization start date.

Additional Purchase Payments with Annual Elective Step Ups — Current Contract Only
If your MCAV is increased as a result of elective step up, you have 180 days from the latest contract anniversary to make additional purchase payments, if allowed under the base contract. The MCAV will include the amount of any additional purchase payments received during this period. We reserve the right to change these additional purchase payment limitations.

Spousal Continuation
If a spouse chooses to continue the contract under the spousal continuation provision, the rider will continue as part of the contract. Once, within the thirty days following the date of spousal continuation, the spouse may choose to exercise an elective step up. The spousal continuation elective step up is in addition to the annual elective step up. If the contract value on the valuation date we receive the written request to exercise this option is greater than the MCAV on that date, we will increase the MCAV to that contract value. If the MCAV is increased as a result of the elective step up and we have increased the charge for the Accumulation Protector Benefit rider, the spouse will pay the charge that is in effect on the valuation date we

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receive their written request to step up for the entire contract year. In addition, the waiting period will restart as of the most recent contract anniversary.

Change of Ownership or Assignment
Subject to state limitations, a change of ownership or assignment is subject to our approval.

Terminating the Rider
The rider will terminate under the following conditions:

The rider will terminate before the benefit date without paying a benefit on the date:

•	you take a full surrender;

•	annuitization begins;

•	the contract terminates as a result of the death benefit being paid; or

•	when a beneficiary elects an alternative payment plan which is an inherited IRA.

The rider will terminate on the benefit date.

For an example, see Appendix L.

OPTIONAL LIVING BENEFITS
(For contracts with application signed before July 19, 2010)
If you bought a contract before July 19, 2010 with an optional living benefit, please use the following table to review the disclosure that applies to the optional living benefit rider you purchased. If you are uncertain as to which optional living benefit rider you purchased, ask your investment professional, or contact us at the telephone number or address shown on the first page of this prospectus.

If you purchased	and you selected one of the	Disclosure for this benefit may be
a contract(1)...	following optional living benefits...	found in the following Appendix:
Before April 29, 2005	Guarantor Withdrawal Benefit (“Rider B”)	Appendix J
April 29, 2005 – April 30, 2006	Guarantor Withdrawal Benefit (“Rider A”)	Appendix J
May 1, 2006 – April 30, 2007	Guarantor Withdrawal Benefit for Life	Appendix I
Before May 1, 2007	Income Assurer Benefit	Appendix K
Before Aug. 10, 2009	SecureSource Rider	Appendix M
Before Nov. 30, 2009	SecureSource 20 Rider	Appendix N
Before July 19, 2010	SecureSource Stages Rider	Appendix O

(1)	These dates are approximate and will vary by state; your actual contract and any riders are the controlling documents.

OPTIONAL ADDITIONAL DEATH BENEFITS

BENEFIT PROTECTOR DEATH BENEFIT RIDER (BENEFIT PROTECTOR)
The Benefit Protector is intended to provide an additional benefit to your beneficiary to help offset expenses after your death such as funeral expenses or federal and state taxes. This is an optional benefit that you may select for an additional annual charge (see “Charges”). The Benefit Protector provides reduced benefits if you (Current Contract) or you or the annuitant (Original Contract) are 70 or older at the rider effective date, The Benefit Protector does not provide any additional benefit before the first rider anniversary.

If this rider is available in your state and you (Current Contract) or both you and the annuitant (Original Contract) are 75 or younger at contract issue, you may choose to add the Benefit Protector to your contract. You must elect the Benefit Protector at the time you purchase your contract and your rider effective date will be the contract issue date. You may not select this rider if you select the Benefit Protector Plus, the 5% Accumulation Death Benefit or Enhanced Death Benefit.

Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract (see “Taxes — Qualified Annuities — Required Minimum Distributions”). Since the benefit paid by the rider is determined by the amount of earnings at death, the amount of the benefit paid may be reduced as a result of taking any surrenders including RMDs. Be sure to discuss with your investment professional and tax advisor whether or not the Benefit Protector is appropriate for your situation.

RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 85

The Benefit Protector provides that if you (Current Contract) or you or the annuitant (Original Contract) die after the first rider anniversary, but before the annuitization start date, and while this contract is in force, we will pay the beneficiary:

•	the applicable death benefit, plus:

•	40% of your earnings at death if you (Current Contract) or you and the annuitant (Original Contract) were under age 70 on the rider effective date; or

•	15% of your earnings at death if you (Current Contract) or you or the annuitant (Original Contract) were 70 or older on the rider effective date.

For the Current Contract, if this rider is effective after the contract date or if there has been a covered life change, remaining purchase payment is established or set as the contract value on the rider effective date or, if later, the date of the most recent covered life change. Thereafter, remaining purchase payments is increased by the amount of each additional purchase payment and adjusted for each partial surrender.

Earnings at death: For purposes of the Benefit Protector and Benefit Protector Plus riders, this is an amount equal to the applicable death benefit minus remaining purchase payments (also referred to as purchase payments not previously surrendered under the Original Contract). Partial surrenders will come from any earnings before reducing purchase payments in the contract. The earnings at death may not be less than zero and may not be more than 250% of the purchase payments not previously surrendered that are one or more years old.

Note: Purchase payments not previously surrendered is calculated differently and is not the same value as purchase payments not previously surrendered used in the surrender charge calculation.

Terminating the Benefit Protector
Current Contract:

•	You may terminate the rider within 30 days after the first rider anniversary.

•	You may terminate the rider within 30 days after any rider anniversary beginning with the seventh rider anniversary.

•	The rider will terminate when you make a full surrender from the contract or on the annuitization start date.

•	Your spouse may terminate the rider within 30 days following the effective date of the spousal continuation if your spouse is age 75 or younger.

•	A new owner may terminate the rider within 30 days following the effective date of an ownership change if the new owner is age 75 or younger.

•	The rider will terminate for a spousal continuation or ownership change if the spouse or new owner is age 76 or older at the time of the change.

•	The rider will terminate after the death benefit is payable, unless the spouse continues the contract under spousal continuation provision.

•	The rider will terminate when a beneficiary elects an alternative payment plan which is an inherited IRA.

Original Contract:

•	You may terminate the rider within 30 days of the first rider anniversary.

•	You may terminate the rider within 30 days of any rider anniversary beginning with the seventh rider anniversary.

•	Our current administrative practice allows a new owner or your spouse to terminate the rider within 30 days following the effective date of the ownership change or spousal continuation.

•	The rider will terminate when you make a full surrender from the contract or on the annuitization start date.

•	The rider will terminate when a beneficiary elects an alternative payment plan which is an inherited IRA.

If your spouse is the sole beneficiary and you die before the annuitization start date, your spouse may keep the contract as owner. For Current Contract, your spouse will be subject to all the limitations and restrictions of the rider just as if they were purchasing a new contract and the age of the new spouse at the time of the change will be used to determine the earnings at death percentage going forward. If your spouse does not qualify for the rider on the basis of age we will terminate the rider. If they do qualify for the rider on the basis of age we will set the contract value equal to the death benefit that would otherwise have been paid (without regard to the Full Surrender Value) and we will substitute this new contract value on the date of death for “remaining purchase payments” used in calculating earnings at death.

For Current Contract, after a covered life change other than a spouse that continues the contract, the new owner will be subject to all the limitations and restrictions of the rider just as if they were purchasing a new contract and the age of the new owner at the time of the change will be used to determine the earnings at death percentage going forward. If the new owner does not qualify for the rider on the basis of age we will terminate the rider. If they do qualify for the rider on the basis of age

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we will substitute the contract value on the date of the ownership changes for remaining purchase payments used in calculating earnings at death.

For an example, see Appendix F.

BENEFIT PROTECTOR PLUS DEATH BENEFIT RIDER (BENEFIT PROTECTOR PLUS)
The Benefit Protector Plus is intended to provide an additional benefit to your beneficiary to help offset expenses after your death such as funeral expenses or federal and state taxes. This is an optional benefit that you may select for an additional annual charge (see “Charges”). The Benefit Protector Plus provides reduced benefits if you (Current Contract), or you or the annuitant (Original Contract) are 70 or older at the rider effective date. It does not provide any additional benefit before the first rider anniversary and it does not provide any benefit beyond what is offered under the Benefit Protector rider during the second rider year. Be sure to discuss with your investment professional whether or not the Benefit Protector Plus is appropriate for your situation.

If this rider is available in your state and you (Current Contract) or both you and the annuitant (Original Contract) are 75 or younger at contract issue, you may choose to add the Benefit Protector Plus to your contract. You must elect the Benefit Protector Plus at the time you purchase your contract and your rider effective date will be the contract issue date. This rider is only available for transfers, exchanges or rollovers. If this is a non-qualified annuity, transfers, exchanges or rollovers must be from another annuity or life insurance policy. You may not select this rider if you select the Benefit Protector Rider, 5% Accumulation Death Benefit or the Enhanced Death Benefit.

Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract (see “Taxes — Qualified Annuities — Required Minimum Distributions”). Since the benefit paid by the rider is determined by the amount of earnings at death, the amount of the benefit paid may be reduced as a result of taking any surrenders including RMDs. Be sure to discuss with your investment professional and tax advisor whether or not the Benefit Protector Plus is appropriate for your situation.

The Benefit Protector Plus provides that if you (Current Contract), or you or the annuitant (Original Contract) die after the first rider anniversary, but before the annuitization start date, and while this contract is in force, we will pay the beneficiary:

•	the benefits payable under the Benefit Protector described above, plus:

•	a percentage of purchase payments made within 60 days of contract issue not previously surrendered as follows:

	Percentage if you (Current Contract)	Percentage if you (Current Contract)
	or you and the annuitant (Original Contract) are	or you or the annuitant (Original Contract) are
Rider year when death occurs;	under age 70 on the rider effective date	70 or older on the rider effective date

One and Two	0%	0%

Three and Four	10%	3.75%

Five or more	20%	7.5%

Another way to describe the benefits payable under the Benefit Protector Plus rider is as follows:

•	the applicable death benefit plus:

	If you (Current Contact) or you and the	If you (Current Contract) or you or the
	annuitant (Original Contract) are under	annuitant (Original Contract) are age 70
Rider year when death occurs;	age 70 on the rider effective date, add . . .	or older on the rider effective date, add . . .

One	Zero	Zero

Two	40% x earnings at death (see above)	15% x earnings at death

Three and Four	40% x (earnings at death + 25% of initial purchase payment*)	15% x (earnings at death + 25% of initial purchase payment*)

Five or more	40% x (earnings at death + 50% of initial purchase payment*)	15% x (earnings at death + 50% of initial purchase payment*)

*	Initial purchase payments are payments made within 60 days of rider issue not previously surrendered.

Terminating the Benefit Protector Plus

•	You may terminate the rider within 30 days of the first rider anniversary.

•	You may terminate the rider within 30 days of any rider anniversary beginning with the seventh rider anniversary.

•	The rider will terminate when you make a full surrender from the contract, on the annuitization start date, or when the death benefit is payable.

•	The rider will terminate if there is an ownership change.

•	The rider will terminate when a beneficiary elects an alternative payment plan which is an inherited IRA.

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If your spouse is sole beneficiary and you die before the annuitization start date, your spouse may keep the contract as owner with the contract value equal to the death benefit that would otherwise have been paid (without regard to the Full Surrender Value for the Current Contract). We will then terminate the Benefit Protector Plus (see “Benefits in Case of Death”).

For an example, see Appendix G.

The Annuity Payout Period

As owner of the contract, you have the right to decide how and to whom annuity payouts will be made starting on the annuitization start date. You may select one of the annuity payout plans outlined below, or we may mutually agree on other payout arrangements. We do not deduct any surrender charges under the payout plans listed below, except under annuity payout Plan E. (See “Charges — Surrender charge under Annuity Payout Plan E”).

You also decide whether we will make annuity payouts on a fixed or variable basis, or a combination of fixed and variable. The amount available to purchase payouts under the plan you select is the contract value on your annuitization start date after any rider charges have been deducted, plus any positive or negative MVA (less any applicable premium tax). Additionally, we currently allow you to use part of the amount available to purchase payouts, leaving any remaining contract value to accumulate on a tax-deferred basis. If you select a variable annuity payout, we reserve the right to limit the number of subaccounts in which you may invest. The GPAs and the Special DCA fixed account (Current Contract) and the DCA fixed account (Original Contract) are not available during this payout period.

Amounts of fixed and variable payouts depend on:

•	the annuity payout plan you select;

•	the annuitant’s age and, in most cases, sex;

•	the annuity table in the contract; and

•	the amounts you allocated to the accounts at settlement.

In addition, for variable annuity payouts only, amounts depend on the investment performance of the subaccounts you select. These payouts will vary from month to month because the performance of the funds will fluctuate.

For information with respect to transfers between accounts after annuity payouts begin, (see “Making the Most of Your Contract — Transfer policies”).

ANNUITY TABLES
The annuity tables in your contract (Table A and Table B) show the amount of the monthly payout for each $1,000 of contract value according to the age and, when applicable, the annuitant’s sex. (Where required by law, we will use a unisex table of settlement rates.)

Table A shows the amount of the first monthly variable annuity payout assuming that the contract value is invested at the beginning of the annuity payout period and earns a 5% rate of return, which is reinvested and helps to support future payouts. If you ask us at least 30 days before the annuitization start date, we will substitute an annuity table based on an assumed 3.5% investment rate for the 5% Table A in the contract. The assumed investment rate affects both the amount of the first payout and the extent to which subsequent payouts increase or decrease. For example, annuity payouts will increase if the investment return is above the assumed investment rate and payouts will decrease if the return is below the assumed investment rate. Using a 5% assumed interest rate results in a higher initial payout, but later payouts will increase more slowly when annuity unit values rise and decrease more rapidly when they decline.

Table B shows the minimum amount of each fixed annuity payout. We declare current payout rates that we use in determining the actual amount of your fixed annuity payout. The current payout rates will equal or exceed the guaranteed payout rates shown in Table B. We will furnish these rates to you upon request.

ANNUITY PAYOUT PLANS
You may choose an annuity payout plan by giving us written instructions at least 30 days before the annuitization start date. Generally, you may select one of the Plans A through E below or another plan agreed to by us. Some of the annuity payout plans may not be available if you have selected the Income Assurer Benefit rider.

•	Plan A – Life annuity — no refund: We make monthly payouts until the annuitant’s death. Payouts end with the last payout before the annuitant’s death. We will not make any further payouts. This means that if the annuitant dies after we made only one monthly payout, we will not make any more payouts.

•	Plan B – Life annuity with five, ten, 15 or 20 years certain: (under the Income Assurer Benefit rider: you may select life annuity with ten or 20 years certain): We make monthly payouts for a guaranteed payout period of five, ten, 15 or 20 years that you elect. This election will determine the length of the payout period to the beneficiary if the annuitant should die

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before the elected period expires. We calculate the guaranteed payout period from the annuitization start date. If the annuitant outlives the elected guaranteed payout period, we will continue to make payouts until the annuitant’s death.

•	Plan C – Life annuity — installment refund: (not available under the Income Assurer Benefit rider): We make monthly payouts until the annuitant’s death, with our guarantee that payouts will continue for some period of time. We will make payouts for at least the number of months determined by dividing the amount applied under this option by the first monthly payout, whether or not the annuitant is living.

•	Plan D

–	Joint and last survivor life annuity — no refund: We make monthly payouts while both the annuitant and a joint annuitant are living. If either annuitant dies, we will continue to make monthly payouts at the full amount until the death of the surviving annuitant. Payouts end with the death of the second annuitant.

–	Joint and last survivor life annuity with 20 years certain: We make monthly annuity payouts during the lifetime of the annuitant and joint annuitant. When either the annuitant or joint annuitant dies, we will continue to make monthly payouts during the lifetime of the survivor. If the survivor dies before we have made payouts for 20 years, we continue to make payouts to the named beneficiary for the remainder of the 20-year period which begins when the first annuity payout is made.

•	Plan E – Payouts for a specified period: We make monthly payouts for a specific payout period of ten to 30 years that you elect (under the Income Assurer Benefit rider, you may elect a payout period of 20 years only). We will make payouts only for the number of years specified whether the annuitant is living or not. Depending on the selected time period, it is foreseeable that an annuitant can outlive the payout period selected. During the payout period, you can elect to have us determine the present value of any remaining variable payouts and pay it to you in a lump sum. (Exception: If you have an Income Assurer Benefit rider and elect this annuity payout plan based on the Guaranteed Income Benefit Base, a lump sum payout is unavailable.) We determine the present value of the remaining annuity payouts which are assumed to remain level at the amount of the payout that would have been made 7 days prior to the date we determine the present value. The discount rate we use in the calculation is 5.17% for the assumed investment return of 3.5% and 6.67% for the assumed investment return of 5%. (See “Charges — Surrender charge under Annuity Payout Plan E.”) A 10% IRS penalty tax could apply if you take a surrender. (See “Taxes.”).

•	Guaranteed Withdrawal Benefit Annuity Payout Option (available only under contracts with the SecureSource, Guarantor Withdrawal Benefit for Life or Guarantor Withdrawal Benefit riders): This fixed annuity payout option is an alternative to the above annuity payout plans. This option may not be available if the contract is a qualified annuity. For such contracts, this option will be available only if the guaranteed payment period is less than the life expectancy of the owner at the time the option becomes effective. Such life expectancy will be computed using a life expectancy table published by the IRS. Under this option, the amount payable each year will be equal to the remaining schedule of GBPs, but the total amount paid will not exceed the total RBA at the time you begin this fixed payout option (see “Optional Benefits — SecureSource Riders”, “Appendix I: Guarantor Withdrawal Benefit for Life Rider” or “Appendix J: Guarantor Withdrawal Benefit Rider”). The amount paid in the current contract year will be reduced for any prior withdrawals in that year. These annualized amounts will be paid in the frequency that you elect. The frequencies will be among those offered by us at the time but will be no less frequent than annually. If, at the death of the owner, total payouts have been made for less than the RBA, the remaining payouts will be paid to the beneficiary.

•	Remaining Benefit Annuity Payout Option (available only under contracts with the SecureSource 20 rider): This fixed annuity payout option is an alternative to the above annuity payout plans. This option may not be available if the contract is a qualified annuity. For such contracts, this option will be available only if the guaranteed payment period is less than the life expectancy of the owner at the time the option becomes effective. Such life expectancy will be computed using a life expectancy table published by the IRS. Under this option, the amount payable each year will be equal to the remaining schedule of GBPs, but the total amount paid will not exceed the total RBA at the time you begin this fixed payout option (see “Optional Benefits — SecureSource 20 Riders”). The amount paid in the current contract year will be reduced for any prior withdrawals in that year. These annualized amounts will be paid in monthly installments. If the monthly payment is less than $100, we have the right to change the frequency, but no less frequent than annually. If, at the death of the owner, total payouts have been made for less than the RBA, the remaining payouts will be paid to the beneficiary.

Annuity payout plan requirements for qualified annuities: If your contract is a qualified annuity, you have the responsibility for electing a payout plan under your contract that complies with applicable law. Your contract describes your payout plan options. The options will meet certain IRS regulations governing RMDs if the payout plan meets the incidental distribution benefit requirements, if any, and the payouts are made:

•	in equal or substantially equal payments over a period not longer than your life expectancy, or over the joint life expectancy of you and your designated beneficiary; or

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•	over a period certain not longer than your life expectancy or over the joint life expectancy of you and your designated beneficiary.

For qualified and nonqualified contracts with the SecureSource Stages rider, on the annuitization start date you can choose one of the payout options available under the contract or an alternative fixed annuity payout option available under the rider. Under the rider’s payout option, the minimum amount payable shown in Table B will not apply, and you will receive the ALP provided by this rider until the later of the death of covered person (Joint Life: both covered spouses) or depletion of the PBG. If you choose to receive the ALP, the amount payable each year will be equal to the ALP on the annuitization start date. The amount paid in the current contract year will be reduced for any prior withdrawals in that year. These annualized amounts will be paid in monthly installments. If the monthly payment is less than $100, we have the right to change the frequency, but no less frequently than annually. If You choose to receive the ALP rather than a payout option available under the contract, all other contract features, rider features and charges terminate after the annuitization start date except for the principal back guarantee. You must select a payout plan as of the annuitization start date set forth in your contract.

If we do not receive instructions: You must give us written instructions for the annuity payouts at least 30 days before the annuitization start date. If you do not, we will make payouts under Plan B, with 120 monthly payouts guaranteed.

If monthly payouts would be less than $20: We will calculate the amount of monthly payouts at the time amounts are applied to an annuity payout plan. If the calculations show that monthly payouts would be less than $20, we have the right to pay the amount that would otherwise have been applied to a plan to the owner in a lump sum or to change the frequency of the payouts.

Death after annuity payouts begin: If you (Current Contract), or you or the annuitant (Original Contract) die after annuity payouts begin, we will pay any amount payable to the beneficiary as provided in the annuity payout plan in effect.

Taxes

Under current law, your contract has a tax-deferral feature. Generally, this means you do not pay income tax until there is a taxable distribution (or deemed distribution) from the contract. We will send a tax information reporting form for any year in which we made a taxable or reportable distribution according to our records.

NONQUALIFIED ANNUITIES
Generally, only the increase in the value of a non-qualified annuity contract over the investment in the contract is taxable. Certain exceptions apply. Federal tax law requires that all nonqualified deferred annuity contracts issued by the same company (and possibly its affiliates) to the same owner during a calendar year be taxed as a single, unified contract when distributions are taken from any one of those contracts.

Annuity payouts: Generally, unlike surrenders described below, the taxation of annuity payouts are subject to exclusion ratios, i.e. in most cases, a portion of each payout will be ordinary income and subject to tax, and a portion of each payout will be considered a return of part of your investment in the contract and will not be taxed. All amounts you receive after your investment in the contract is fully recovered will be subject to tax. Under Annuity Payout Plan A: Life annuity — no refund, where the annuitant dies before your investment in the contract is fully recovered, the remaining portion of the unrecovered investment may be available as a federal income tax deduction to the owner for the last taxable year. Under all other annuity payout plans, where the annuity payouts end before your investment in the contract is fully recovered, the remaining portion of the unrecovered investment may be available as a federal income tax deduction to the taxpayer for the tax year in which the payouts end. (See “The Annuity Payout Period — Annuity Payout Plans.”)

Beginning in 2011, federal tax law permits taxpayers to annuitize a portion of their nonqualified annuity while leaving the remaining balance to continue to grow tax-deferred. Under the new partial annuitization rules, the portion annuitized must be received as an annuity for a period of 10 years or more, or for the lives of one or more individuals. If this requirement is met, the annuitized portion and the tax-deferred balance will generally be treated as two separate contracts for income tax purposes only. If a contract is partially annuitized, the investment in the contract is allocated between the deferred and the annuitized portions on a pro rata basis.

Surrenders: Generally, if you surrender all or part of your nonqualified annuity before the annuitization start date, including surrenders under any optional withdrawal benefit rider, your surrender will be taxed to the extent that the contract value immediately before the withdrawal exceeds the investment in the contract. Different rules may apply if you exchange another contract into this contract.

You also may have to pay a 10% IRS penalty for surrenders of taxable income you make before reaching age 59 1/2 unless certain exceptions apply.

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Withholding: If you receive taxable income as a result of an annuity payout or surrender, including surrenders under any optional withdrawal benefit rider, we may deduct federal, and in some cases state withholding against the payment. Any withholding represents a prepayment of your tax due for the year. You take credit for these amounts on your annual income tax return. As long as you have provided us with a valid Social Security Number or Taxpayer Identification Number, and you have a valid U.S. address, you may be able to elect not to have any withholding occur.

If the payment is part of an annuity payout plan, we generally compute the amount of federal income tax withholding using payroll tables. You may provide us with a statement of how many exemptions to use in calculating the withholding. If the distribution is any other type of payment (such as partial or full surrender) we compute federal income tax withholding using 10% of the taxable portion.

The federal income tax withholding requirements differ if we deliver payment outside the United States or you are a non-resident alien.

Some states also may impose income tax withholding requirements similar to the federal withholding described above. If this should be the case, we may deduct state income tax withholding from the payment.

Death benefits to beneficiaries: The death benefit under a nonqualified contract is not exempt from estate (federal or state) taxes. In addition, for income tax purposes, any amount your beneficiary receives that exceeds the investment in the contract is taxable as ordinary income to the beneficiary in the year he or she receives the payments. (See also “Benefits in Case of Death — If You Die Before the Annuitization Start Date”).

Net Investment Income Tax (also known as Medicare contribution tax): Effective for taxable years beginning on or after January 1, 2013, certain high-income individuals (as well as estates and trusts) are subject to a new 3.8% net investment income tax (as an addition to income taxes). For individuals, the 3.8% tax applies to the lesser of (1) the amount by which the taxpayer’s modified adjusted gross income exceeds $200,000 ($250,000 for married filing jointly and surviving spouses; $125,000 for married filing separately) or (2) the taxpayer’s “net investment income.” Net investment income includes taxable income from nonqualified annuities. Annuity holders are advised to consult their tax advisor regarding the possible implications of this additional tax.

Annuities owned by corporations, partnerships or irrevocable trusts: For nonqualified annuities, any annual increase in the value of annuities held by such entities (nonnatural persons) generally will be treated as ordinary income received during that year. However, if the trust was set up for the benefit of a natural person(s) only, the income may remain tax-deferred until withdrawn or paid out.

Penalties: If you receive amounts from your nonqualified annuity before reaching age 59 1/2, you may have to pay a 10% IRS penalty on the amount includable in your ordinary income. However, this penalty will not apply to any amount received:

•	because of your death or in the event of nonnatural ownership, the death of annuitant;

•	because you become disabled (as defined in the Code);

•	if the distribution is part of a series of substantially equal periodic payments, made at least annually, over your life or life expectancy (or joint lives or life expectancies of you and your beneficiary);

•	if it is allocable to an investment before Aug. 14, 1982; or

•	if annuity payouts are made under immediate annuities as defined by the Code.

Transfer of ownership: Generally, if you transfer ownership of a nonqualified annuity without receiving adequate consideration, the transfer may be taxed as a surrender for federal income tax purposes. If the transfer is a currently taxable event for income tax purposes, the original owner will be taxed on the amount of deferred earnings at the time of the transfer and also may be subject to the 10% IRS penalty discussed earlier. In this case, the new owner’s investment in the contract will be equal to the investment in the contract at the time of the transfer plus any earnings included in the original owner’s taxable income as a result of the transfer. In general, this rule does not apply to transfers between spouses or former spouses. Similar rules apply if you transfer ownership for full consideration. Please consult your tax advisor for further details.

1035 Exchanges: Section 1035 of the Code permits nontaxable exchanges of certain insurance policies, endowment contracts, annuity contracts and qualified long-term care insurance contracts while providing for continued tax deferral of earnings. In addition, Section 1035 permits the carryover of the investment in the contract from the old policy or contract to the new policy or contract. In a 1035 exchange one policy or contract is exchanged for another policy or contract. The following are nontaxable exchanges: (1) the exchange of a life insurance policy for another life insurance policy or for an endowment, annuity or qualified long-term care insurance contract, (2) the exchange of an endowment contract for an annuity or qualified long-term care insurance contract, or for an endowment contract under which payments will begin no later than payments would have begun under the contract exchanged, (3) the exchange of an annuity contract for another annuity or for a qualified long-term care insurance contract, and (4) the exchange of a qualified long-term care insurance contract for a qualified long-term care insurance contract. Additionally, other tax rules apply. However, if the life insurance policy has an outstanding loan,

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there may be tax consequences. Depending on the issue date of your original policy or contract, there may be tax or other benefits that are given up to gain the benefits of the new policy or contract. Consider whether the features and benefits of the new policy or contract outweigh any tax or other benefits of the old contract.

For a partial exchange of an annuity contract for another annuity contract, the 1035 exchange is generally tax-free. The investment in the original contract and the earnings on the contract will be allocated proportionately between the original and new contracts. However, per IRS Revenue Procedure 2011-38, if withdrawals are taken from either contract within the 180-day period following an exchange, the IRS will apply general tax principles to determine the appropriate tax treatment of the exchange and subsequent withdrawal. As a result, there may be unexpected tax consequences. You should consult your tax advisor before taking any withdrawal from either contract during the 180-day period following a partial exchange. Different IRS limitations on withdrawals apply to partial exchanges completed prior to October 24, 2011.

Assignment: If you assign or pledge your contract as collateral for a loan, earnings on purchase payments you made after Aug. 13, 1982 will be taxed as a deemed distribution and you may have to pay a 10% IRS penalty.

QUALIFIED ANNUITIES
Adverse tax consequences may result if you do not ensure that contributions, distributions and other transactions under the contract comply with the law. Qualified annuities have minimum distribution rules that govern the timing and amount of distributions. You should refer to your retirement plan’s Summary Plan Description, your IRA disclosure statement, or consult a tax advisor for additional information about the distribution rules applicable to your situation.

When you use your contract to fund a retirement plan or IRA that is already tax-deferred under the Code, the contract will not provide any necessary or additional tax deferral. If your contract is used to fund an employer sponsored plan, your right to benefits may be subject to the terms and conditions of the plan regardless of the terms of the contract.

Annuity payouts: Under a qualified annuity, except a Roth IRA, Roth 401(k) or Roth 403(b), the entire payout generally is includable as ordinary income and is subject to tax unless: (1) the contract is an IRA to which you made non-deductible contributions; or (2) you rolled after-tax dollars from a retirement plan into your IRA; or (3) the contract is used to fund a retirement plan and you or your employer have contributed after-tax dollars.

Annuity payouts from Roth IRAs: In general, the entire payout from a Roth IRA can be free from income and penalty taxes if you have attained age 59 1/2 and meet the five year holding period.

Surrenders: Under a qualified annuity, except a Roth IRA, Roth 401(k) or Roth 403(b), the entire surrender will generally be includable as ordinary income and is subject to tax unless: (1) the contract is an IRA to which you made non-deductible contributions; or (2) you rolled after-tax dollars from a retirement plan into your IRA; or (3) the contract is used to fund a retirement plan and you or your employer have contributed after-tax dollars.

Surrenders from Roth IRAs: In general, the entire payout from a Roth IRA can be free from income and penalty taxes if you have attained age 59 1/2 and meet the five year holding period.

Required Minimum Distributions: Retirement plans (except for Roth IRAs) are subject to required surrenders called required minimum distributions (“RMDs”) beginning at age 70 1/2. RMDs are based on the fair market value of your contract at year-end divided by the life expectancy factor. Certain death benefits and optional riders may be considered in determining the fair market value of your contract for RMD purposes. This may cause your RMD to be higher. Inherited IRAs (including inherited Roth IRAs) are subject to special required minimum distribution rules. You should consult your tax advisor prior to making a purchase for an explanation of the potential tax implications to you.

Withholding for IRAs, Roth IRAs, SEPs and SIMPLE IRAs: If you receive taxable income as a result of an annuity payout or a surrender, including surrenders under any optional withdrawal benefit rider, we may deduct withholding against the payment. Any withholding represents a prepayment of your tax due for the year. You take credit for these amounts on your annual income tax return. As long as you have provided us with a valid Social Security Number or Taxpayer Identification Number, you can elect not to have any withholding occur.

If the payment is part of an annuity payout plan, we generally compute the amount of federal income tax withholding using payroll tables. You may provide us with a statement of how many exemptions to use in calculating the withholding. If the distribution is any other type of payment (such as a partial or full surrender) we compute federal income tax withholding using 10% of the taxable portion.

The federal income tax withholding requirements differ if we deliver payment outside the United States or you are a non-resident alien.

Some states also may impose income tax withholding requirements similar to the federal withholding described above. If this should be the case, we may deduct state income tax withholding from the payment.

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Withholding for all other qualified annuities: If you receive directly all or part of the contract value from a qualified annuity, mandatory 20% federal income tax withholding (and possibly state income tax withholding) generally will be imposed at the time the payout is made from the plan. Any withholding represents a prepayment of your tax due for the year. You take credit for these amounts on your annual income tax return. This mandatory withholding will not be imposed if instead of receiving the distribution check, you elect to have the distribution rolled over directly to an IRA or another eligible plan. Payments made to a surviving spouse instead of being directly rolled over to an IRA are also subject to mandatory 20% income tax withholding.

In the below situations, the distribution is subject to an optional 10% withholding instead of the mandatory 20% withholding. We will withhold 10% of the distribution amount unless you elect otherwise.

•	the payout is one in a series of substantially equal periodic payouts, made at least annually, over your life or life expectancy (or the joint lives or life expectancies of you and your designated beneficiary) or over a specified period of 10 years or more;

•	the payout is a RMD as defined under the Code;

•	the payout is made on account of an eligible hardship; or

•	the payout is a corrective distribution.

State withholding also may be imposed on taxable distributions.

Penalties: If you receive amounts from your qualified contract before reaching age 59 1/2, you may have to pay a 10% IRS penalty on the amount includable in your ordinary income. However, this penalty generally will not apply to any amount received:

•	because of your death;

•	because you become disabled (as defined in the Code);

•	if the distribution is part of a series of substantially equal periodic payments made at least annually, over your life or life expectancy (or joint lives or life expectancies of you and your beneficiary);

•	if the distribution is made following severance from employment during the calendar year in which you attain age 55 (TSAs and annuities funding 401(a) plans only);

•	to pay certain medical or education expenses (IRAs only); or

•	if the distribution is made from an inherited IRA.

Death benefits to beneficiaries: The entire death benefit generally is taxable as ordinary income to the beneficiary in the year he/she receives the payments from the qualified annuity. If you made non-deductible contributions to a traditional IRA, the portion of any distribution from the contract that represents after-tax contributions is not taxable as ordinary income to your beneficiary. You are responsible for keeping all records tracking your non-deductible contributions to an IRA. Death benefits under a Roth IRA generally are not taxable as ordinary income to the beneficiary if certain distribution requirements are met. (See also “Benefits in Case of Death — If you Die Before the Annuitization Start Date”).

Change of retirement plan type: IRS regulations allow for rollovers of certain retirement plan distributions. In some circumstances, you may be able to have an intra-contract rollover, keeping the same features and conditions. If the annuity contract you have does not support an intra-contract rollover, you are able to request an IRS approved rollover to another annuity contract or other investment product that you choose. If you choose another annuity contract or investment product, you will be subject to new rules, including a new surrender charge schedule for an annuity contract, or other product rules as applicable.

Assignment: You may not assign or pledge your qualified contract as collateral for a loan.

OTHER
Special considerations if you select any optional rider: As of the date of this prospectus, we believe that charges related to these riders are not subject to current taxation. Therefore, we will not report these charges as partial surrenders from your contract. However, the IRS may determine that these charges should be treated as partial surrenders subject to taxation to the extent of any gain as well as the 10% tax penalty for surrenders before the age of 59 1/2, if applicable.

We reserve the right to report charges for these riders as partial surrenders if we, as a withholding and reporting agent, believe that we are required to report them. In addition, we will report any benefits attributable to these riders on your death (Current Contract), or your or the annuitant’s death (Original Contract) as an annuity death benefit distribution, not as proceeds from life insurance.

Important: Our discussion of federal tax laws is based upon our understanding of current interpretations of these laws. Federal tax laws or current interpretations of them may change. For this reason and because tax consequences are complex

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and highly individual and cannot always be anticipated, you should consult a tax advisor if you have any questions about taxation of your contract.

RiverSource Life’s tax status: We are taxed as a life insurance company under the Code. For federal income tax purposes, the subaccounts are considered a part of our company, although their operations are treated separately in accounting and financial statements. Investment income is reinvested in the fund in which each subaccount invests and becomes part of that subaccount’s value. This investment income, including realized capital gains, is not subject to any withholding for federal or state income taxes. We reserve the right to make such a charge in the future if there is a change in the tax treatment of variable annuities or in our tax status as we then understand it.

Tax qualification: We intend that the contract qualify as an annuity for federal income tax purposes. To that end, the provisions of the contract are to be interpreted to ensure or maintain such tax qualification, in spite of any other provisions of the contract. We reserve the right to amend the contract to reflect any clarifications that may be needed or are appropriate to maintain such qualification or to conform the contract to any applicable changes in the tax qualification requirements. We will send you a copy of any amendments.

Spousal status: Under the Code, spousal continuation and certain distribution options are available only to a person who is defined as a “spouse” under the Federal Defense of Marriage Act or other applicable Federal law. All contract provisions will be interpreted and administered in accordance with the requirements of the Code. Therefore, under current Federal law, if you are in the civil union or you are contemplating a civil union or same-sex marriage, you should note that the favorable tax treatment afforded under Federal law would not be available to the same-sex partner or same-sex spouse. Same-sex partners or spouses who own or are considering the purchase of annuity products that provide benefits based upon status as a spouse should consult a tax adviser.

Voting Rights

As a contract owner with investments in the subaccounts, you may vote on important fund policies until annuity payouts begin. Once they begin, the person receiving them has voting rights. We will vote fund shares according to the instructions of the person with voting rights.

Before annuity payouts begin, the number of votes you have is determined by applying your percentage interest in each subaccount to the total number of votes allowed to the subaccount.

After annuity payouts begin, the number of votes you have is equal to:

•	the reserve held in each subaccount for your contract; divided by

•	the net asset value of one share of the applicable fund.

As we make annuity payouts, the reserve for the contract decreases; therefore, the number of votes also will decrease.

We calculate votes separately for each subaccount. We will send notice of shareholders’ meetings, proxy materials and a statement of the number of votes to which the voter is entitled. We will vote shares for which we have not received instructions in the same proportion as the votes for which we received instructions. We also will vote the shares for which we have voting rights in the same proportion as the votes for which we received instructions.

Substitution of Investments

We may substitute the funds in which the subaccounts invest if:

•	laws or regulations change;

•	the existing funds become unavailable; or

•	in our judgment, the funds no longer are suitable (or are not the most suitable) for the subaccounts.

If any of these situations occur, and if we believe it is in the best interest of persons having voting rights under the contract, we have the right to substitute a fund currently listed in this prospectus (existing fund) for another fund (new fund). The new fund may have higher fees and/or operating expenses than the existing fund. Also, the new fund may have investment objectives and policies and/or investment advisers which differ from the existing fund.

We may also:

•	add new subaccounts;

•	combine any two or more subaccounts;

•	transfer assets to and from the subaccounts or the variable account; and

•	eliminate or close any subaccounts.

 94  RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

We will notify you of any substitution or change. If we notify you that a subaccount will be eliminated or closed, you will have a certain period of time to tell us where to reallocate purchase payments or contract value currently allocated to that subaccount. If we do not receive your reallocation instructions by the due date, we automatically will reallocate to the subaccount investing in the Columbia Variable Portfolio — Cash Management Fund (Class 3). You may then transfer this reallocated amount in accordance with the transfer provisions of your contract (see “Transferring Between Accounts” above).

In the event of substitution or any of these changes, we may amend the contract and take whatever action is necessary and appropriate without your consent or approval. However, we will not make any substitution or change without the necessary approval of the SEC and state insurance departments.

About the Service Providers

PRINCIPAL UNDERWRITER
RiverSource Distributors, Inc. (RiverSource Distributors), our affiliate, serves as the principal underwriter and general distributor of the contract. Its offices are located at 70100 Ameriprise Financial Center, Minneapolis, MN 55474. RiverSource Distributors is a wholly-owned subsidiary of Ameriprise Financial, Inc.

Sales of the Contract

•	Only securities broker-dealers (“selling firms”) registered with the SEC and members of the FINRA may sell the contract.

•	The contracts are continuously offered to the public through authorized selling firms. We and RiverSource Distributors have a sales agreement with the selling firm. The sales agreement authorizes the selling firm to offer the contracts to the public. RiverSource Distributors pays the selling firm (or an affiliated insurance agency) for contracts its investment professional sell. The selling firm may be required to return sales commissions under certain circumstances including but not limited to when contracts are returned under the free look period.

•	The contract is offered to customers of various financial institutions, brokerage firms and their affiliate insurance agencies. No financial institution, brokerage firm or insurance agency has any legal responsibility to pay amounts that are owed under the contract. The obligations and guarantees under the contract are our sole responsibility.

Payments We Make to Selling Firms

•	We may use compensation plans which vary by selling firm. For example, some of these plans pay selling firms a commission of up to 5.75% each time a purchase payment is made for contract Option L and 1.00% for contract Option C. We may also pay ongoing trail commissions of up to 1.25% of the contract value. We do not pay or withhold payment of trail commissions based on which investment options you select.

•	We may pay selling firms an additional sales commission of up to 1.00% of purchase payments for both contract options offered for a period of time we select. For example, we may offer to pay an additional sales commission to get selling firms to market a new or enhanced contract or to increase sales during the period.

•	In addition to commissions, we may, in order to promote sales of the contracts, and as permitted by applicable laws and regulation, pay or provide selling firms with other promotional incentives in cash, credit or other compensation. We may offer these promotional incentives to all selling firms. The terms of such arrangements differ between selling firms. These promotional incentives may include but are not limited to:

•	sponsorship of marketing, educational, due diligence and compliance meetings and conferences we or the selling firm may conduct for investment professionals, including subsidy of travel, meal, lodging, entertainment and other expenses related to these meetings;

•	marketing support related to sales of the contract including for example, the creation of marketing materials, advertising and newsletters;

•	providing service to contract owners; and

•	funding other events sponsored by a selling firm that may encourage the selling firm’s investment professionals to sell the contract.

These promotional incentives or reimbursements may be calculated as a percentage of the selling firm’s aggregate, net or anticipated sales and/or total assets attributable to sales of the contract, and/or may be a fixed dollar amount. As noted below this additional compensation may cause the selling firm and its investment professionals to favor the contracts.

Sources of Payments to Selling Firms
We pay the commissions and other compensation described above from our assets. Our assets may include:

•	revenues we receive from fees and expenses that you will pay when buying, owning and making a surrender from the contract (see “Expense Summary”);

RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 95

•	compensation we or an affiliate receive from the underlying funds in the form of distribution and services fees (see “The Variable Account and the Funds — The Funds”);

•	compensation we or an affiliate receive from a fund’s investment adviser, subadviser, distributor or an affiliate of any of these (see “The Variable Account and the Funds — The Funds”); and

•	revenues we receive from other contracts we sell that are not securities and other businesses we conduct.

You do not directly pay the commissions and other compensation described above as the result of a specific charge or deduction under the contract. However, you may pay part or all of the commissions and other compensation described above indirectly through:

•	fees and expenses we collect from contract owners, including surrender charges; and

•	fees and expenses charged by the underlying subaccount funds in which you invest, to the extent we or one of our affiliates receive revenue from the funds or an affiliated person.

Potential Conflicts of Interest
Compensation payment arrangements with selling firms can potentially:

•	give selling firms a heightened financial incentive to sell the contract offered in this prospectus over another investment with lower compensation to the selling firm.

•	cause selling firms to encourage their investment professionals to sell you the contract offered in this prospectus instead of selling you other alternative investments that may result in lower compensation to the selling firm.

•	cause selling firms to grant us access to its investment professionals to promote sales of the contract offered in this prospectus, while denying that access to other firms offering similar contracts or other alternative investments which may pay lower compensation to the selling firm.

Payments to Investment Professionals

•	The selling firm pays its investment professionals. The selling firm decides the compensation and benefits it will pay its investment professionals.

•	To inform yourself of any potential conflicts of interest, ask the investment professional before you buy, how the selling firm and its investment professionals are being compensated and the amount of the compensation that each will receive if you buy the contract.

ISSUER
RiverSource Life issues the contracts. We are located at 70100 Ameriprise Financial Center, Minneapolis, MN 55474 and are a wholly-owned subsidiary of Ameriprise Financial, Inc.

We conduct a conventional life insurance business. We are licensed to do business in 49 states, the District of Columbia and American Samoa. Our primary products currently include fixed and variable annuity contracts and life insurance policies.

LEGAL PROCEEDINGS
Life insurance companies have been the subject of increasing regulatory, legislative and judicial scrutiny. Numerous state and federal regulatory agencies have commenced examinations and other inquiries of insurance companies regarding sales and marketing practices (including sales to older consumers and disclosure practices), claims handling, and unclaimed property and escheatment practices and procedures. With regard to an industry-wide investigation of unclaimed property and escheatment practices and procedures, RiverSource Life is responding to regulatory audits, market conduct examinations and other inquiries (including inquiries from the State of Minnesota). RiverSource Life has cooperated with and will continue to cooperate with the applicable regulators regarding their inquiries.

RiverSource Life is involved in the normal course of business in a number of other legal and arbitration proceedings concerning matters arising in connection with the conduct of its business activities. RiverSource Life believes that it is not a party to, nor are any of its properties the subject of, any pending legal, arbitration or regulatory proceedings that would have a material adverse effect on its consolidated financial condition, results of operations or liquidity. However, it is possible that the outcome of any such proceedings could have a material adverse impact on results of operations in any particular reporting period as the proceedings are resolved.

Additional Information

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
RiverSource Life is incorporating by reference in this prospectus information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information that we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC automatically will update and

 96  RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

supersede this information. The Annual Report on Form 10-K of RiverSource Life Insurance Company for the year ended December 31, 2012, File No. 33-28976, that we previously filed with the SEC under the Securities Exchange Act of 1934 (1934 Act) is incorporated by reference into this prospectus, as well as all of our subsequent annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC under the 1934 Act. To access this document, see “SEC Filings” under “Investors Relations” on our website at www.ameriprise.com.

RiverSource Life will furnish you without charge a copy of any or all of the documents incorporated by reference into this prospectus, including any exhibits to such documents which have been specifically incorporated by reference. We will do so upon receipt of your written or oral request. You can contact RiverSource Life at the telephone number and address listed on the first page of this prospectus.

AVAILABLE INFORMATION
This prospectus is part of a registration statement we file with the SEC. Additional information on RiverSource Life and on this offering is available in the registration statement. You can obtain copies of these materials at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. In addition to this prospectus, the SAI and information about the contract, information incorporated by reference is available on the EDGAR Database on the SEC’s Internet site at (http://www.sec.gov).

INDEMNIFICATION
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (Securities Act) may be permitted to directors and officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 97

APPENDICES

Table of Contents and Cross-Reference Table

APPENDIX NAME	PAGE #	CROSS-REFERENCE	PAGE #

Appendix A: Example — Market Value Adjustment (MVA)	p. 99	Guarantee Period Accounts (GPAs)	p. 32
Appendix B: Example — Surrender Charges for Contract Option L	p. 101	Charges — Surrender Charges	p. 44
Appendix C: Example — Death Benefits	p. 110	Benefits in Case of Death	p. 65
Appendix D: Example — SecureSource series of riders	p. 116	Optional Benefits — Optional Living Benefits	p. 74
Appendix E: SecureSource series of riders — Additional RMD Disclosure	p. 124	Optional Benefits — Optional Living Benefits	p. 74
Appendix F: Example — Benefit Protector Death Benefit Rider	p. 126	Optional Benefits — Benefit Protector Death Benefit Rider	p. 85
Appendix G: Example — Benefit Protector Plus Death Benefit Rider	p. 128	Optional Benefits — Benefit Protector Plus Death Benefit Rider	p. 87
Appendix H: Asset Allocation Program for Contracts with Applications Signed Before May 1, 2006	p. 130
Appendix I: Guarantor Withdrawal Benefit for Life Rider Disclosure	p. 131	N/A
Appendix J: Guarantor Withdrawal Benefit Rider Disclosure	p. 143	N/A
Appendix K: Example — Income Assurer Benefit Riders Disclosure	p. 151	N/A
Appendix L: Example — Accumulation Protector Benefit Rider	p. 160	Optional Benefits — Optional Living Benefits	p. 74
Appendix M: SecureSource Rider Disclosure	p. 161	N/A
Appendix N: SecureSource 20 Rider Disclosure	p. 174	Condensed Financial Information (Unaudited)	p. 18
Appendix O: SecureSource Stages Rider Disclosure	p. 188	N/A
Appendix P: Condensed Financial Information (Unaudited)	p. 198

The purpose of these appendices is first to illustrate the operation of various contract features and riders; second, to provide additional disclosure regarding various contract features and riders; and lastly, to provide condensed financial history (unaudited) of the subaccounts.

In order to demonstrate the contract features and riders, an example may show hypothetical contract values. These contract values do not represent past or future performance. Actual contract values may be more or less than those shown and will depend on a number of factors, including but not limited to the investment experience of the subaccounts, GPAs, Special DCA fixed account (Current Contract), DCA fixed account (Original Contract), regular fixed account (Current Contract), and one-year fixed account (Original Contract) and the fees and charges that apply to your contract.

The examples of death benefits and optional riders in appendices include a partial surrender to illustrate the effect of a partial surrender on the particular benefit. These examples are intended to show how the optional riders operate, and do not take into account whether the rider is part of a qualified contract. Qualified contracts are subject to required minimum distributions at certain ages which may require you to take partial surrenders from the contract (see “Taxes — Qualified Annuities — Required Minimum Distributions”). If you are considering the addition of certain death benefits and/or optional riders to a qualified contract, you should consult your tax advisor prior to making a purchase for an explanation of the potential tax implications to you.

 98  RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

Appendix A: Example — Market Value Adjustment (MVA)

As the examples below demonstrate, the application of an MVA may result in either a gain or a loss of principal. We refer to all of the transactions described below as “early surrenders.”

Assumptions:

•	You purchase a contract and allocate part of your purchase payment to the ten-year GPA; and

•	we guarantee an interest rate of 3.0% annually for your ten-year guarantee period; and

•	after three years, you decide to make a surrender from your GPA. In other words, there are seven years left in your guarantee period.

Remember that the MVA depends partly on the interest rate of a new GPA for the same number of years as the guarantee period remaining on your GPA. In this case, that is seven years.

Example 1: Remember that your GPA is earning 3.0%. Assume at the time of your surrender new GPAs that we offer with a seven-year guarantee period are earning 3.5%. We add 0.10% to the 3.5% rate to get 3.6%. Your GPA’s 3.0% rate is less than the 3.6% rate and, so the MVA will be negative.

Example 2: Remember again that your GPA is earning 3.0%, and assume that new GPAs that we offer with a seven-year guarantee period are earning 2.5%. We add 0.10% to the 2.5% rate to get 2.6%. In this example, since your GPA’s 3.0% rate is greater than the 2.6% rate, the MVA will be positive. To determine that adjustment precisely, you will have to use the formula described below.

Sample MVA Calculations
The precise MVA formula we apply is as follows:

Early surrender amount ×	[(	1 + i 1 + j + .001)	n/12	− 1 ]	= MVA

Where	i	=	rate earned in the GPA from which amounts are being transferred or surrendered.
	j	=	current rate for a new guarantee period equal to the remaining term in the current guarantee period.
	n	=	number of months remaining in the current guarantee period (rounded up).

Examples — MVA
Using assumptions similar to those we used in the examples above:

•	You purchase a contract and allocate part of your purchase payment to the ten-year GPA;

•	we guarantee an interest rate of 3.0% annually for your ten-year guarantee period; and

•	after three years, you decide to make a $1,000 surrender from your GPA. In other words, there are seven years left in your guarantee period.

Example 1: You request an early surrender of $1,000 from your ten-year GPA earning a guaranteed interest rate of 3.0%. Assume at the time of your surrender new GPAs that we offer with a seven-year guarantee period are earning 3.5%. Using the formula above, we determine the MVA as follows:

$1,000 ×	[(	1.030 1 + .035 + .001)	84/12	− 1]	= –$39.84

In this example, the MVA is a negative $39.84.

Example 2: You request an early surrender of $1,000 from your ten-year GPA earning a guaranteed interest rate of 3.0%. Assume at the time of your surrender new GPAs that we offer with a seven-year guarantee period are earning 2.5%. Using the formula above, we determine the MVA as follows:

$1,000 ×	[(	1.030 1 + .025 + .001)	84/12	− 1]	= $27.61

In this example, the MVA is a positive $27.61.

RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 99

Please note that when you allocate your purchase payment to the ten-year GPA and your purchase payment is in its fourth year from receipt at the beginning of the guarantee period, your surrender charge percentage is 6% due to the surrender charge schedule under contract Option L. (See “Charges — Surrender Charge”). We do not apply MVAs to the amounts we deduct for surrender charges, so we would deduct the surrender charge from your early surrender after we applied the MVA. Also note that when you request an early surrender, we surrender an amount from your GPA that will give you the net amount you requested after we apply the MVA (and any applicable surrender charge under contract Option L), unless you request otherwise.

The current interest rate we offer on the GPA will change periodically at our discretion. It is the rate we are then paying on purchase payments, renewals and transfers paid under this class of contracts for guarantee period durations equaling the remaining guarantee period of the GPA to which the formula is being applied.

 100  RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

Appendix B: Example — Surrender Charges for Contract Option L

Example — Surrender Charges

We determine your surrender charge by multiplying the amount of each purchase payment surrendered which could be subject to a surrender charge by the applicable surrender charge percentage, and then totaling the surrender charges. We calculate the amount of purchase payments surrendered (PPS) as:

Current Contract:
PPS	=	PPSC + PPF
PPSC	=	purchase payments surrendered that could be subject to a surrender charge
	=	(PS – FA) / (CV – FA) × (PP – PPF)
PPF	=	purchase payments surrendered that are not subject to a surrender charge
	=	FA – contract earnings, but not less than zero
PP	=	purchase payments not previously surrendered (total purchase payments – PPS from all previous surrenders)
PS	=	amount the contract value is reduced by the surrender
FA	=	total free amount = greater of contract earnings or 10% of prior anniversary’s contract value
CV	=	contract value prior to the surrender
Original Contract:
PPS	=	XSF + (ACV – XSF) / (CV – TFA) × (PPNPS – XSF)
XSF	=	10% of prior anniversary’s contract value – contract earnings, but not less than zero
ACV	=	amount the contract value is reduced by the surrender – contract earnings, but not less than zero
TFA	=	total free amount = greater of contract earnings or 10% of prior anniversary’s contract value
PPNPS	=	purchase payments not previously surrendered (total purchase payments – PPS from all previous surrenders)
CV	=	contract value prior to the surrender

When determining the surrender charge, contract earnings are defined as the contract value, including any positive or negative MVA on amounts being surrendered, less purchase payments not previously surrendered. We determine current contract earnings by looking at the entire contract value, not the earnings of any particular subaccount, GPA, the regular fixed account (Current Contract), the one-year fixed account (Original Contract), the Special DCA fixed account (Current Contract) or the DCA fixed account (Original Contract). If the contract value is less than purchase payments received and not previously surrendered, then contract earnings are zero.

The examples below show how the surrender charge for a full and partial surrender is calculated for Contract Option L with a four-year surrender charge schedule. Each example illustrates the amount of the surrender charge for both a contract that experiences gains and a contract that experiences losses, given the same set of assumptions.

RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 101

Current Contract:

Full surrender charge calculation — four-year surrender charge schedule:

This is an example of how we calculate the surrender charge on a contract with a four-year (from the date of each purchase payment) surrender charge schedule and the following history:

Assumptions:

•	We receive a single $50,000 purchase payment;

•	During the fourth contract year you surrender the contract for its total value. The surrender charge percentage in the fourth year after a purchase payment is 6.0%; and

•	You have made no prior surrenders.

We will look at two situations, one where the contract has a gain and another where there is a loss:

		Contract with Gain	Contract with Loss

	Contract value just prior to surrender:	$60,000.00	$40,000.00
	Contract value on prior anniversary:	58,000.00	42,000.00

We calculate the surrender charge as follows:
Step 1.	First, we determine the amount of earnings available in the contract at the time of surrender as:
	Contract value just prior to surrender (CV):	60,000.00	40,000.00
	Less purchase payments received and not previously surrendered (PP):	50,000.00	50,000.00

	Earnings in the contract (but not less than zero):	10,000.00	0.00
Step 2.	Next, we determine the total free amount (FA) available in the contract as the greatest of the following values:
	Earnings in the contract:	10,000.00	0.00
	10% of the prior anniversary’s contract value:	5,800.00	4,200.00

	FA (but not less than zero):	10,000.00	4,200.00
Step 3.	Next we determine PPF, the amount by which the total free amount (FA) exceeds earnings.
	Total free amount (FA):	10,000.00	4,200.00
	Less earnings in the contract:	10,000.00	0.00

	PPF (but not less than zero):	0.00	4,200.00

Step 4.	Next we determine PS, the amount by which the contract value is reduced by the surrender.
	PS:	60,000.00	40,000.00

Step 5.	Now we can determine how much of the PP is being surrendered (PPS) as follows:
	PPS = PPF + PPSC
	= PPF + (PS− FA) / (CV − FA) * (PP − PPF)
	PPF from Step 3 =	0.00	4,200.00
	PS from Step 4 =	60,000.00	40,000.00
	CV from Step 1 =	60,000.00	40,000.00
	FA from Step 2 =	10,000.00	4,200.00
	PP from Step 1 =	50,000.00	50,000.00

	PPS =	50,000.00	50,000.00

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		Contract with Gain	Contract with Loss

Step 6.	We then calculate the surrender charge as a percentage of PPS. Note that for a contract with a loss, PPS may be greater than the amount you request to surrender:
	PPS:	50,000.00	50,000.00
	less PPF:	0.00	4,200.00

	PPSC = amount of PPS subject to a surrender charge:	50,000.00	45,800.00
	multiplied by the surrender charge rate:	× 6.0%	× 6.0%

	surrender charge:	3,000.00	2,748.00

Step 7.	The dollar amount you will receive as a result of your full surrender is determined as:
	Contract value surrendered:	60,000.00	40,000.00
	Surrender charge:	(3,000.00)	(2,748.00)
	Contract charge (assessed upon full surrender):	(40.00)	(40.00)

	Net full surrender proceeds:	56,960.00	37,212.00

RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 103

Current Contract:

Partial surrender charge calculation — four-year surrender charge schedule:

This is an example of how we calculate the surrender charge on a contract with a four-year (from the date of each purchase payment) surrender charge schedule and the following history:

Assumptions:

•	We receive a single $50,000 purchase payment;

•	During the fourth contract year you request a net partial surrender of $15,000.00. The surrender charge percentage in the fourth year after a purchase payment is 6.0%; and

•	You have made no prior surrenders.

We will look at two situations, one where the contract has a gain and another where there is a loss:

		Contract with Gain	Contract with Loss

	Contract value just prior to surrender:	$60,000.00	$40,000.00
	Contract value on prior anniversary:	58,000.00	42,000.00

We determine the amount of contract value that must be surrendered in order for the net partial surrender proceeds to match the amount requested. We start with an estimate of the amount of contract value to surrender and calculate the resulting surrender charge and net partial surrender proceeds as illustrated below. We then adjust our estimate and repeat until we determine the amount of contract value to surrender that generates the desired net partial surrender proceeds.

We calculate the surrender charge for each estimate as follows:
Step 1.	First, we determine the amount of earnings available in the contract at the time of surrender as:
	Contract value just prior to surrender (CV):	60,000.00	40,000.00
	Less purchase payments received and not previously surrendered (PP):	50,000.00	50,000.00

	Earnings in the contract (but not less than zero):	10,000.00	0.00
Step 2.	Next, we determine the total free amount (FA) available in the contract as the greatest of the following values:
	Earnings in the contract:	10,000.00	0.00
	10% of the prior anniversary’s contract value:	5,800.00	4,200.00

	FA (but not less than zero):	10,000.00	4,200.00
Step 3.	Next we determine PPF, the amount by which the total free amount (FA) exceeds earnings.
	Total free amount (FA):	10,000.00	4,200.00
	Less earnings in the contract:	10,000.00	0.00

	PPF (but not less than zero):	0.00	4,200.00

Step 4.	Next we determine PS, the amount by which the contract value is reduced by the surrender.
	PS (determined by iterative process described above):	15,319.15	15,897.93

Step 5.	Now we can determine how much of the PP is being surrendered (PPS) as follows:
	PPS = PPF + PPSC
	= PPF + (PS− FA) / (CV − FA) * (PP − PPF)
	PPF from Step 3 =	0.00	4,200.00
	PS from Step 4 =	15,319.15	15,897.93
	CV from Step 1 =	60,000.00	40,000.00
	FA from Step 2 =	10,000.00	4,200.00
	PP from Step 1 =	50,000.00	50,000.00

 104  RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

		Contract with Gain	Contract with Loss

	PPS =	5,319.15	19,165.51
Step 6.	We then calculate the surrender charge as a percentage of PPS. Note that for a contract with a loss, PPS may be greater than the amount you request to surrender:
	PPS:	5,319.15	19,165.51
	less PPF:	0.00	4,200.00

	PPSC = amount of PPS subject to a surrender charge:	5,319.15	14,965.51
	multiplied by the surrender charge rate:	× 6.0%	× 6.0%

	surrender charge:	319.15	897.93

Step 7.	The dollar amount you will receive as a result of your partial surrender is determined as:
	Contract value surrendered:	15,319.15	15,897.93
	Surrender charge:	(319.15)	(897.93)

	Net partial surrender proceeds:	$15,000.00	$15,000.00

RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 105

Original Contract:

Full surrender charge calculation — four year surrender charge schedule:

This is an example of how we calculate the surrender charge on a contract with a four-year (from the date of each purchase payment) surrender charge schedule and the following history:

Assumptions:

•	We receive a single $50,000 purchase payment; and

•	You surrender the contract for its total value during the fourth contract year after you made the single purchase payment. The surrender charge percentage in the fourth year after a purchase payment is 6.0%; and

•	You have made no prior surrenders.

We will look at two situations, one where the contract has a gain and another where there is a loss:

		Contract with Gain	Contract with Loss

	Contract value just prior to surrender:	$60,000.00	$40,000.00
	Contract value on prior anniversary:	58,000.00	42,000.00

We calculate the surrender charge as follows:
Step 1.	First, we determine the amount of earnings available in the contract at the time of surrender as:
	Contract value just prior to surrender (CV):	60,000.00	40,000.00
	Less purchase payments received and not previously surrendered (PPNPS):	50,000.00	50,000.00

	Earnings in the contract (but not less than zero):	10,000.00	0.00
Step 2.	Next, we determine the Total Free Amount (TFA) available in the contract as the greatest of the following values:
	Earnings in the contract:	10,000.00	0.00
	10% of the prior anniversary’s contract value:	5,800.00	4,200.00

	TFA (but not less than zero):	10,000.00	4,200.00
Step 3.	Next we determine ACV, the amount by which the contract value surrendered exceeds earnings.
	Contract value surrendered:	60,000.00	40,000.00
	Less earnings in the contract:	10,000.00	0.00

	ACV (but not less than zero):	50,000.00	40,000.00

Step 4.	Next we determine XSF, the amount by which 10% of the prior anniversary’s Contract Value exceeds earnings.
	10% of the prior anniversary’s contract value:	5,800.00	4,200.00
	Less earnings in the contract:	10,000.00	0.00

	XSF (but not less than zero):	0.00	4,200.00

Step 5.	Now we can determine how much of the PPNPS is being surrendered (PPS) as follows:
	PPS = XSF + (ACV − XSF) / (CV − TFA) * (PPNPS − XSF)
	XSF from Step 4 =	0.00	4,200.00
	ACV from Step 3 =	50,000.00	40,000.00
	CV from Step 1 =	60,000.00	40,000.00
	TFA from Step 2 =	10,000.00	4,200.00
	PPNPS from Step 1 =	50,000.00	50,000.00

	PPS =	50,000.00	50,000.00

 106  RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

		Contract with Gain	Contract with Loss

Step 6.	We then calculate the surrender charge as a percentage of PPS. Note that for a contract with a loss, PPS may be greater than the amount you request to surrender:
	PPS:	50,000.00	50,000.00
	less XSF:	0.00	4,200.00

	amount of PPS subject to a surrender charge:	50,000.00	45,800.00
	multiplied by the surrender charge rate:	× 6.0%	× 6.0%

	surrender charge:	3,000.00	2,748.00

Step 7.	The dollar amount you will receive as a result of your full surrender is determined as:
	Contract value surrendered:	60,000.00	40,000.00
	Surrender charge:	(3,000.00)	(2,748.00)
	Contract charge (assessed upon full surrender):	(40.00)	(40.00)

	Net full surrender proceeds:	56,960.00	37,212.00

RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 107

Original Contract:

Partial surrender charge calculation — four-year surrender charge schedule:

This is an example of how we calculate the surrender charge on a contract with a four-year (from the date of each purchase payment) surrender charge schedule and the following history:

Assumptions:

•	We receive a single $50,000 purchase payment; and

•	You request a net partial surrender of $15,000.00 during the fourth contract year after you made the single purchase payment. The surrender charge percentage in the fourth year after a purchase payment is 6.0%; and

•	You have made no prior surrenders.

We will look at two situations, one where the contract has a gain and another where there is a loss:

		Contract with Gain	Contract with Loss

	Contract value just prior to surrender:	$60,000.00	$40,000.00
	Contract value on prior anniversary:	58,000.00	42,000.00

We determine the amount of contract value that must be surrendered in order for the net partial surrender proceeds to match the amount requested. We start with an estimate of the amount of contract value to surrender and calculate the resulting surrender charge and net partial surrender proceeds as illustrated below. We then adjust our estimate and repeat until we determine the amount of contract value to surrender that generates the desired net partial surrender proceeds.

We calculate the surrender charge for each estimate as follows:
Step 1.	First, we determine the amount of earnings available in the contract at the time of surrender as:
	Contract value just prior to surrender (CV):	60,000.00	40,000.00
	Less purchase payments received and not previously surrendered (PPNPS):	50,000.00	50,000.00

	Earnings in the contract (but not less than zero):	10,000.00	0.00
Step 2.	Next, we determine the Total Free Amount (TFA) available in the contract as the greatest of the following values:
	Earnings in the contract:	10,000.00	0.00
	10% of the prior anniversary’s contract value:	5,800.00	4,200.00

	TFA (but not less than zero):	10,000.00	4,200.00
Step 3.	Next we determine ACV, the amount by which the contract value surrendered exceeds earnings.
	Contract value surrendered:	15,319.15	15,897.93
	Less earnings in the contract:	10,000.00	0.00

	ACV (but not less than zero):	5,319.15	15,897.93
Step 4.	Next we determine XSF, the amount by which 10% of the prior anniversary’s contract value exceeds earnings.
	10% of the prior anniversary’s contract value:	5,800.00	4,200.00
	Less earnings in the contract:	10,000.00	0.00

	XSF (but not less than zero):	0.00	4,200.00

 108  RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

		Contract with Gain	Contract with Loss

Step 5.	Now we can determine how much of the PPNPS is being surrendered (PPS) as follows:
	PPS = XSF + (ACV − XSF) / (CV − TFA) * (PPNPS − XSF)
	XSF from Step 4 =	0.00	4,200.00
	ACV from Step 3 =	5,319.15	15,897.93
	CV from Step 1 =	60,000.00	40,000.00
	TFA from Step 2 =	10,000.00	4,200.00
	PPNPS from Step 1 =	50,000.00	50,000.00

	PPS =	5,319.15	19,165.51
Step 6.	We then calculate the surrender charge as a percentage of PPS. Note that for a contract with a loss, PPS may be greater than the amount you request to surrender:
	PPS:	5,319.15	19,165.51
	less XSF:	0.00	4,200.00

	amount of PPS subject to a surrender charge:	5,319.15	14,965.51
	multiplied by the surrender charge rate:	× 6.0%	× 6.0%

	surrender charge:	319.15	897.93
Step 7.	The dollar amount you will receive as a result of your partial surrender is determined as:
	Contract value surrendered:	15,319.15	15,897.93
	Surrender charge:	(319.15)	(897.93)

	Net partial surrender proceeds:	15,000.00	15,000.00

RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 109

Appendix C: Example — Death Benefits

Current Contract:

Example — ROPP Death Benefit

Assumptions:

•	You purchase the contract with a payment of $20,000; and

•	on the first contract anniversary you make an additional purchase payment of $5,000; and

•	During the second contract year the contract value falls to $22,000 and you take a $1,500 (including surrender charge) partial surrender; and

•	During the third contract year the contract value grows to $23,000.

We calculate the ROPP Death Benefit as follows:
1. Contract value at death:	$23,000.00

2. Purchase payments minus adjusted partial surrenders:
Total purchase payments:	$25,000.00
minus adjusted partial surrenders calculated as:
$1,500 × $25,000 $22,000 =	−1,704.55

for a death benefit of:	$23,295.45

The ROPP Death Benefit, calculated as the greatest of these two values:	$23,295.45

Example — MAV Death Benefit

•	You purchase the contract with a payment of $25,000; and

•	on the first contract anniversary the contract value grows to $26,000; and

•	During the second contract year the contract value falls to $22,000, at which point you take a $1,500 (including surrender charge) partial surrender, leaving a contract value of $20,500.

We calculate the MAV Death Benefit, which is based on the greater of three values, as follows:
1. Contract value at death:	$20,500.00

2. Purchase payments minus adjusted partial surrenders:
Total purchase payments:	$25,000.00
minus adjusted partial surrenders, calculated as:
$1,500 × $25,000 $22,000 =	−1,704.55

for a death benefit of:	$23,295.45

3. The MAV immediately preceding the date of death:
Greatest of your contract anniversary values:	$26,000.00
plus purchase payments made since the prior anniversary:	+0.00
minus adjusted partial surrenders, calculated as:
$1,500 × $26,000 $22,000 =	−1,772.73

for a death benefit of:	$24,227.27

The MAV Death Benefit, calculated as the greatest of these three values, which is the MAV:	$24,227.27

 110  RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

Example — 5% Accumulation Death Benefit

Assumptions:

•	You purchase the contract with a payment of $25,000 with $5,000 allocated to the regular fixed account and $20,000 allocated to the subaccounts; and

•	on the first contract anniversary the regular fixed account value is $5,200 and the subaccount value is $17,000. Total contract value is $23,200; and

•	During the second contract year the regular fixed account value is $5,300 and the subaccount value is $19,000. Total contract value is $24,300. You take a $1,500 (including surrender charge) partial surrender all from the subaccounts, leaving the contract value at $22,800.

The death benefit, which is based on the greatest of three values, is calculated as follows:
1. Contract value at death:	$22,800.00

2. Purchase payments minus adjusted partial surrenders:
Total purchase payments:	$25,000.00
minus adjusted partial surrenders, calculated as:
$1,500 × $25,000 $24,300 =	−1,543.21

for a death benefit of:	$23,456.79

3. The 5% accumulation death benefit floor:
The variable account floor on the first contract anniversary, calculated as: 1.05 × $20,000 =	$21,000.00
plus amounts allocated to the subaccounts since that anniversary:	+0.00
minus the 5% accumulation death benefit floor adjusted partial surrender from the subaccounts, calculated as:
$1,500 × $21,000 $19,000 =	−1,657.89

variable account floor benefit:	$19,342.11
plus the regular fixed account value:	+5,300.00

5% accumulation death benefit floor (value of the regular fixed account and the variable
account floor):	$24,642.11

The 5% Accumulation Death Benefit, calculated as the greatest of these three values, which is the 5% accumulation death benefit floor:		$24,642.11

RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 111

Example — Enhanced Death Benefit

Assumptions:

•	You purchase the contract with a payment of $25,000 with $5,000 allocated to the regular fixed account and $20,000 allocated to the subaccounts; and

•	on the first contract anniversary the regular fixed account value is $5,200 and the subaccount value is $17,000. Total contract value is $23,200; and

•	During the second contract year the regular fixed account value is $5,300 and the subaccount value is $19,000. Total contract value is $24,300. You take a $1,500 (including surrender charge) partial surrender all from the subaccounts, leaving the contract value at $22,800.

The death benefit, which is based on the greatest of four values, is calculated as follows:
1. Contract value at death:	$22,800.00

2. Purchase payments minus adjusted partial surrenders:
Total purchase payments:	$25,000.00
minus adjusted partial surrenders, calculated as:
$1,500 × $25,000 $24,300 =	−1,543.21

for a death benefit of:	$23,456.79

3. The MAV on the anniversary immediately preceding the date of death:
The MAV on the immediately preceding anniversary:	$25,000.00
plus purchase payments made since that anniversary:	+0.00
minus adjusted partial surrenders made since that anniversary, calculated as:
$1,500 × $25,000 $24,300 =	−1,543.21

for a MAV Death Benefit of:	$23,456.79

4. The 5% accumulation death benefit floor:
The variable account floor on the first contract anniversary calculated as: 1.05 × $20,000 =	$21,000.00
plus amounts allocated to the subaccounts since that anniversary:	+0.00
minus the 5% accumulation death benefit floor adjusted partial surrender from the subaccounts, calculated as:
$1,500 × $21,000 $19,000 =	−1,657.89

variable account floor benefit:	$19,342.11
plus the regular fixed account value:	+5,300.00

5% accumulation death benefit floor (value of the regular fixed account and the variable account floor):	$24,642.11

Enhanced Death Benefit, calculated as the greatest of these four values, which is the 5% accumulation death benefit floor:	$24,642.11

 112  RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

Original Contract:

Example — ROP Death Benefit

Assumptions:

•	You purchase the contract with a payment of $20,000. You select contract Option L; and

•	on the first contract anniversary you make an additional purchase payment of $5,000; and

•	during the second contract year the contract value falls to $22,000 and you take a $1,500 partial surrender, including surrender charge; and

•	during the third contract year the contract value grows to $23,000.

We calculate the ROP Death Benefit as follows:
1. Contract value at death:	$23,000.00

2. Purchase payments minus adjusted partial surrenders:
Total purchase payments:	$25,000.00
minus adjusted partial surrenders calculated as:
$1,500 × $25,000 $22,000 =	−1,704.55

for a death benefit of:	$23,295.45

ROP Death Benefit, calculated as the greatest of these two values:	$23,295.45

Example — MAV Death Benefit

Assumptions:

•	You purchase the contract with a payment of $25,000. You select contract Option L; and

•	on the first contract anniversary the contract value grows to $26,000; and

•	during the second contract year the contract value falls to $22,000, at which point you take a $1,500 (including surrender charge) partial surrender, leaving a contract value of $20,500.

We calculate the MAV Death Benefit, which is based on the greater of three values, as follows:
1. Contract value at death:	$20,500.00

2. Purchase payments minus adjusted partial surrenders:
Total purchase payments:	$25,000.00
minus adjusted partial surrenders, calculated as:
$1,500 × $25,000 $22,000 =	−1,704.55

for a death benefit of:	$23,295.45

3. The MAV immediately preceding the date of death:
Greatest of your contract anniversary values:	$26,000.00
plus purchase payments made since the prior anniversary:	+0.00
minus adjusted partial surrenders, calculated as:
$1,500 × $26,000 $22,000 =	−1,772.73

for a death benefit of:	$24,227.27

The MAV Death Benefit, calculated as the greatest of these three values, which is the MAV:	$24,227.27

RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 113

Example — 5% Accumulation Death Benefit

Assumptions:

•	You purchase the contract with a payment of $25,000 with $5,000 allocated to the one-year fixed account and $20,000 allocated to the subaccounts. You select Contract Option L; and

•	on the first contract anniversary, the one-year fixed account value is $5,200 and the subaccount value is $17,000. Total contract value is $23,200; and

•	during the second contract year, the one-year fixed account value is $5,300 and the subaccount value is $19,000. Total contract value is $24,300. You take a $1,500 partial surrender (including surrender charges) all from the subaccounts, leaving the contract value at $22,800.

The death benefit, which is based on the greater of three values, is calculated as follows:
1. Contract value at death:	$22,800.00

2. Purchase payments minus adjusted partial surrenders:
Total purchase payments:	$25,000.00
minus adjusted partial surrenders, calculated as:
$1,500 × $25,000 $24,300 =	−1,543.21

for a death benefit of:	$23,456.79

3. The 5% variable account floor:
The variable account floor on the first contract anniversary, calculated as:
1.05 × $20,000 =	$21,000.00
plus amounts allocated to the subaccounts since that anniversary:	+0.00
minus the 5% variable account floor adjusted partial surrender from the subaccounts, calculated as:
$1,500 × $21,000 $19,000 =	−$1,657.89

variable account floor benefit:	$19,342.11
plus the one-year fixed account value:	+5,300.00

5% variable account floor (value of the one-year fixed account and the variable account floor):	$24,642.11

The 5% Accumulation Death Benefit, calculated as the greatest of these three values, which is the 5% variable account floor:		$24,642.11

 114  RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

Example — Enhanced Death Benefit

Assumptions:

•	You purchase the contract with a payment of $25,000 with $5,000 allocated to the one-year fixed account and $20,000 allocated to the subaccounts. You select Contract Option L; and

•	on the first contract anniversary, the one-year fixed account value is $5,200 and the subaccount value is $17,000. Total contract value is $23,200; and

•	during the second contract year, the one-year fixed account value is $5,300 and the subaccount value is $19,000. Total contract value is $24,300. You take a $1,500 partial surrender (including surrender charges) all from the subaccounts, leaving the contract value at $22,800.

The death benefit, which is the greatest of four values, is calculated as follows:
1. Contract value at death:	$22,800.00

2. Purchase payments minus adjusted partial surrenders:
Total purchase payments:	$25,000.00
minus adjusted partial surrenders, calculated as:
$1,500 × $25,000 $24,300 =	−1,543.21

for a ROP Death Benefit of:	$23,456.79

3. The MAV on the anniversary immediately preceding the date of death:
The MAV on the immediately preceding anniversary:	$25,000.00
plus purchase payments made since that anniversary:	+0.00
minus adjusted partial surrenders made since that anniversary, calculated as:
$1,500 × $25,000 $24,300 =	−1,543.21

for a MAV Death Benefit of:	$23,456.79

4. The 5% variable account floor:
The variable account floor on the first contract anniversary, calculated as:
1.05 × $20,000 =	$21,000.00
plus amounts allocated to the subaccounts since that anniversary:	+0.00
minus the 5% variable account floor adjusted partial surrender from the subaccounts, calculated as:
$1,500 × $21,000 $19,000 =	−$1,657.89

variable account floor benefit:	$19,342.11
plus the one-year fixed account value:	+5,300.00

5% variable account floor (value of the one-year fixed account and the variable account floor):	$24,642.11

EDB, calculated as the greatest of these four values, which is the 5% variable account floor:	$24,642.11

RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 115

Appendix D: Example — SecureSource Series of Riders

SecureSource Stages 2 riders — Example:

Assumptions:

•	You purchase the contract with a payment of $100,000 and make no additional payments to the contract.

•	You are the sole owner and also the annuitant. You (and your spouse for the joint benefit) are age 61.

•	Annual Step-ups are applied each anniversary when available, where the contract value is greater than the PBG and/or the BB. Applied annual step-ups are indicated in bold.

•	You elect the Moderate investment option at issue.

			Hypothetical
Contract			Assumed				Benefit							Lifetime
Duration	Purchase	Partial	Contract				Determining							Payment
in Years	Payments	Withdrawals	Value	BB		WAB	Percentage	PBG		ALP		RALP		Percent

At Issue	$100,000	NA	$100,000	$100,000		$100,000	0.0%	$100,000		$4,000		$4,000	(1)	4%

1	0	0	98,000	108,000		108,000	9.3%	108,000		5,400		5,400	(2)	5%

2	0	0	105,000	114,000		114,000	7.9%	105,000		5,700		5,700		5%

3	0	0	118,000	120,000		120,000	1.7%	118,000		6,000		6,000		5%

3.5	0	6,000	112,000	120,000		113,898	1.7%	112,000		6,000		0		5%

4	0	0	115,000	120,000		115,000	0.0%	115,000		6,000		6,000		5%

5	0	0	130,000	130,000		130,000	0.0%	130,000		7,800	(3)	7,800	(3)	6%	(3)

6	0	0	110,000	130,000		130,000	15.4%	130,000		7,800		7,800		6%

7	0	0	100,000	130,000		130,000	23.1%	130,000		6,500	(4)	6,500	(4)	5%	(4)

7.5	0	10,000	90,000	125,134	(5)	117,000	23.1%	118,877	(5)	6,257	(5)	0		5%

8	0	0	80,000	125,134		117,000	31.6%	118,877		6,257		6,257		5%

9	0	0	95,000	125,134		117,000	18.8%	118,877		7,508	(4)	7,508	(4)	6%	(4)

(1)	The ALP and RALP are based on percentage B until the end of the 1-year waiting period.
(2)	Since no withdrawal was taken, at the end of the 1-year waiting period, the ALP and RALP are recalculated based on percentage A.
(3)	Because the annual step-up increased the BB on the anniversary and the covered person’s (for the joint benefit, younger covered spouse’s) attained age is in a higher age band, the Lifetime Payment Percentage increased.
(4)	The Lifetime Payment Percentage is based on percentage A when the BDP is less than 20% and percentage B when the BDP is greater than or equal to 20%.
(5)	The $10,000 withdrawal is greater than the $6,500 RALP allowed under the rider and therefore excess withdrawal processing is applied. The BB and PBG are reset as described in “Lifetime Benefit Description – Determination of Adjustment of Benefit Values”.

 116  RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

Example: SecureSource Stages

EXAMPLE:
Assumptions:

•	You purchase the contract with a payment of $100,000 and make no additional payments to the contract.

•	You are the sole owner and also the annuitant. You (and your spouse for the joint benefit) are age 61.

•	Annual Step-ups are applied each anniversary when available, where the contract value is greater than the PBG and/or the BB. Applied annual step-ups are indicated in bold.

•	You elect the Moderate PN program investment option at issue.

			Hypothetical
Contract			Assumed				Benefit							Lifetime
Duration	Purchase	Partial	Contract				Determining							Payment
in Years	Payments	Withdrawals	Value	BB		WAB	Percentage	PBG		ALP		RALP		Percent

At Issue	$100,000	NA	$100,000	$100,000		$100,000	0.0%	$100,000		$5,000		$0	(1)	5%

1	0	0	98,000	108,000		108,000	9.3%	100,000		5,400		0		5%

2	0	0	105,000	114,000		114,000	7.9%	105,000		5,700		0		5%

3	0	0	118,000	120,000		120,000	1.7%	118,000		6,000		6,000	(2)	5%

3.5	0	6,000	112,000	120,000		113,898	1.7%	112,000		6,000		0		5%

4	0	0	115,000	120,000		115,000	0.0%	115,000		6,000		6,000		5%

5	0	0	130,000	130,000		130,000	0.0%	130,000		7,800	(3)	7,800	(3)	6%	(3)

6	0	0	110,000	130,000		130,000	15.4%	130,000		7,800		7,800		6%

7	0	0	100,000	130,000		130,000	23.1%	130,000		6,500	(4)	6,500	(4)	5%	(4)

7.5	0	10,000	90,000	117,000	(5)	117,000	23.1%	108,000	(5)	5,850	(5)	0		5%

8	0	0	80,000	117,000		117,000	31.6%	108,000		5,850		5,850		5%

9	0	0	95,000	117,000		117,000	18.8%	108,000		7,020	(4)	7,020	(4)	6%	(4)

(1)	The RALP is zero until the end of the 3-Year Waiting Period.
(2)	At the end of the 3-Year waiting period, the RALP is set equal to the ALP.
(3)	Because the annual step-up increased the BB on the anniversary and the covered person’s (for the joint benefit, younger covered spouse’s) attained age is in a higher age band, the Lifetime Payment Percentage increased.
(4)	The lifetime payment percentage is based on percentage A when the BDP is less than 20% and percentage B when the BDP is greater than or equal to 20%.
(5)	The $10,000 withdrawal is greater than the $6,500 RALP allowed under the rider and therefore excess withdrawal processing is applied. The BB and PBG are reset as described in “Determination of Adjustment of Benefit Values” in the “Lifetime Benefit Description.”

RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 117

Example: SecureSource 20

EXAMPLE #1: Lifetime benefit not established at the time the contract and rider are purchased.
Assumptions:

•	You purchase the contract with a payment of $100,000 and make no additional payments to the contract.

•	You are the sole owner and also the annuitant. You (and your spouse for the joint benefit) are age 61.

•	Annual step-ups are applied each anniversary when available, where the contract value is greater than the RBA and/or the contract value times the ALP percentage is greater than the ALP. Applied annual step-ups are indicated in bold.

•	You elect the Moderate PN program investment option at issue.

			Hypothetical
Contract			Assumed
Duration	Purchase	Partial	Contract				Basic Benefit								Lifetime Benefit
in Years	Payments	Withdrawals	Value	WAB		BDP	GBA		RBA		GBP		RBP		ALP		RALP

At Issue	$100,000	NA	$100,000	$100,000		0.0%	$100,000		$100,000		$6,000		$0		NA		NA

1	0	0	98,000	100,000		2.0%	100,000		100,000		6,000		0		NA		NA

2	0	0	105,000	105,000		0.0%	105,000		105,000		6,300		0		NA		NA

3	0	0	125,000	125,000		0.0%	125,000		125,000		7,500		7,500		NA		NA

3.5	0	6,000	111,000	118,590		6.4%	125,000		119,000		7,500		1,500		NA		NA

4	0	0	104,000	118,590		12.3%	125,000		119,000		7,500		7,500		7,140	(1)	7,140	(1)

5	0	0	90,000	118,590		24.1%	125,000		119,000		6,250	(2)	6,250	(2)	5,950	(2)	5,950	(2)

6	0	0	95,000	118,590		19.9%	125,000		119,000		7,500		7,500		7,140		7,140

6.5	0	7,500	87,500	87,500	(3)	0.0%	125,000		111,500		7,500		0		5,250	(3)	0

7	0	0	90,000	90,000		0.0%	125,000		111,500		7,500		7,500		5,400		5,400

7.5	0	10,000	70,000	70,000	(4)	0.0%	70,000	(4)	70,000	(4)	4,200	(4)	0		4,200	(4)	0

8	0	0	75,000	75,000		0.0%	75,000		75,000		4,500		4,500		4,500		4,500

(1)	The ALP and RALP are established on the contract anniversary following the date the covered person (younger Covered Spouse for Joint) reaches age 65 as the greater of the ELB or the RBA, times the ALP percentage.
(2)	The ALP percentage and GBP percentage are 6% when the BDP is less than 20% and 5% when the BDP is greater than or equal to 20%.
(3)	The $7,500 withdrawal is greater than the $7,140 RALP allowed under the lifetime benefit and therefore excess withdrawal processing is applied to the ALP, resetting the ALP to the lesser of the prior ALP or the ALP percentage times the contract value following the withdrawal. The WAB is reset to the ALP after the reset divided by the current ALP percentage. The BDP at the time of withdrawal is less than 20%, so the ALP percentage and GBP percentage are set at 6% for the remainder of the contract year.
(4)	The $10,000 withdrawal is greater than both the $7,500 RBP allowed under the basic benefit and the $5,400 RALP allowed under the lifetime benefit and therefore excess withdrawal processing is applied to both benefits. The GBA is reset to the lesser of the prior GBA or the contract value following the withdrawal. The RBA is reset to the lesser of the prior RBA less the withdrawal or the contract value following the withdrawal. The ALP is reset to the lesser of the prior ALP or the ALP percentage times the contract value following the withdrawal. The WAB is reset to the ALP after the reset divided by the current ALP percentage. The BDP at the time of withdrawal is less than 20%, so the ALP percentage and GBP percentage are set at 6% for the remainder of the contract year.

 118  RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

EXAMPLE #2: Lifetime benefit established at the time the contract and rider are purchased.

Assumptions:

•	You purchase the contract with a payment of $100,000 and make no additional payments to the contract.

•	You are the sole owner and also the annuitant. You (and your spouse for the joint benefit) are age 65.

•	Annual step-ups are applied each anniversary when available, where the contract value is greater than the RBA and/or the contract value times the ALP Percentage is greater than the ALP. Applied annual step-ups are indicated in bold.

•	You elect the Moderate PN program investment option at issue. On the 7th contract anniversary, you elect to change to the Moderately Aggressive PN program investment option. The target PN program investment option under the contract is the Moderate PN program investment option.

			Hypothetical
Contract			Assumed
Duration	Purchase	Partial	Contract				Basic Benefit								Lifetime Benefit
in Years	Payments	Withdrawals	Value	WAB		BDP	GBA		RBA		GBP		RBP		ALP		RALP

At Issue	$100,000	NA	$100,000	$100,000		0.0%	$100,000		$100,000		$6,000		$0		$6,000		$0

1	0	0	105,000	105,000		0.0%	105,000		105,000		6,300		0		6,300		0

2	0	0	110,000	110,000		0.0%	110,000		110,000		6,600		0		6,600		0

3	0	0	110,000	120,000		8.3%	110,000		110,000		6,600		6,600	(1)	7,200		7,200	(1)

3.5	0	6,000	104,000	113,455		8.3%	110,000		104,000		6,600		600		7,200		1,200

4	0	0	100,000	113,455		11.9%	110,000		104,000		6,600		6,600		7,200		7,200

4.5	0	7,000	90,000	105,267		14.5%	90,000		90,000		5,400	(2)	5,400	(2)	7,200		200

5	0	0	80,000	105,267		24.0%	90,000		90,000		4,500	(3)	4,500	(3)	6,000	(3)	6,000	(3)

5.5	0	10,000	70,000	70,000	(4)	0.0%	70,000		70,000		3,500	(4)	3,500	(4)	3,500	(4)	3,500	(4)

6	0	0	75,000	75,000		0.0%	75,000		75,000		4,500		4,500		4,500		4,500

7	0	0	70,000	70,000	(5)	0.0%	70,000	(5)	70,000	(5)	4,200	(5)	4,200	(5)	4,200	(5)	4,200	(5)

(1)	At the end of the 3-Year waiting period, the RBP and RALP are set equal to the GBP and ALP, respectively. The 20% rider credit is applied to the lifetime benefit.
(2)	The $7,000 withdrawal is greater than the $6,600 RBP allowed under the basic benefit and therefore excess withdrawal processing is applied to the basic benefit. The GBA is reset to the lesser of the prior GBA or the contract value following the withdrawal. The RBA is reset to the lesser of the prior RBA less the withdrawal or the contract value following the withdrawal. The BDP at the time of withdrawal is less than 20%, so the ALP percentage and GBP percentage are set at 6% for the remainder of the contract year.
(3)	The ALP percentage and GBP percentage are 6% when the BDP is less than 20% and 5% when the BDP is greater than or equal to 20%.
(4)	The $10,000 withdrawal is greater than both the $4,500 RBP allowed under the basic benefit and the $6,000 RALP allowed under the lifetime benefit and therefore excess withdrawal processing is applied to both benefits. The GBA is reset to the lesser of the prior GBA or the contract value following the withdrawal. The RBA is reset to the lesser of the prior RBA less the withdrawal or the contract value following the withdrawal. The ALP is reset to the lesser of the prior ALP or the ALP percentage times the contract value following the withdrawal. The WAB is reset to the ALP after the reset divided by the current ALP percentage. The BDP at the time of withdrawal is greater than or equal to 20%, so the ALP percentage and GBP percentage are set at 5% for the remainder of the contract year.
(5)	Allocation to the Moderately Aggressive PN program investment option during a withdrawal phase will reset the benefit. The GBA is reset to the lesser of the prior GBA or the contract value. The RBA is reset to the lesser of the prior RBA or the contract value. The ALP is reset to the lesser of the prior ALP or the ALP percentage times the contract value. The WAB is reset to the ALP after the reset divided by the current ALP percentage. Any future withdrawals will reallocate your contract value to the Moderate PN program investment option if you are invested more aggressively than the Moderate PN program investment option.

RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 119

Example: SecureSource Riders

EXAMPLE #1: Single Life Benefit: Covered Person has not reached age 65 at the time the contract and rider are purchased.

Assumptions:

•	You purchase the contract with a payment of $100,000 and make no additional payments to the contract.

•	You are the sole owner and also the annuitant. You are age 60.

•	Automatic Annual Step-ups are applied each anniversary when available, where the contract value is greater than the RBA and/or 6% of the contract value is greater than the ALP. Applied Annual Step-ups are indicated in bold.

•	You elect the Moderate PN program investment option at issue. On the 1st contract anniversary, you elect to change to the Moderately Aggressive PN program investment option. The target PN program investment option under the contract is the Moderate PN program investment option.

			Hypothetical
Contract			Assumed
Duration	Purchase	Partial	Contract	Basic Withdrawal Benefit						Lifetime Withdrawal Benefit
in Years	Payments	Withdrawals	Value	GBA		RBA		GBP	RBP	ALP			RALP

At Issue	$100,000	$ N/A	$100,000	$100,000		$100,000		$7,000	$7,000	$	N/A		$	N/A

0.5	0	5,000	92,000	100,000		95,000		7,000	2,000		N/A			N/A

1	0	0	90,000	90,000	(1)	90,000	(1)	6,300	6,300		N/A			N/A

2	0	0	81,000	90,000		90,000		6,300	6,300		N/A			N/A

5	0	0	75,000	90,000		90,000		6,300	6,300		5,400	(2)		5,400	(2)

5.5	0	5,400	70,000	90,000		84,600		6,300	900		5,400			0

6	0	0	69,000	90,000		84,600		6,300	6,300		5,400			5,400

6.5	0	6,300	62,000	90,000		78,300		6,300	0		3,720	(3)		0

7	0	0	64,000	90,000		78,300		6,300	6,300		3,840			3,840

7.5	0	10,000	51,000	51,000	(4)	51,000	(4)	3,570	0		3,060	(4)		0

8	0	0	55,000	55,000		55,000		3,850	3,850		3,300			3,300

At this point, assuming no additional activity (step ups, excess withdrawals, purchase payments, spousal continuation, contract ownership change, or PN program investment option changes), you can continue to withdrawal up to either the GBP of $3,850 each year until the RBA is reduced to zero, or the ALP of $3,300 each year until the later of your death or the RBA is reduced to zero.

(1)	Allocation to the Moderately Aggressive investment option during a withdrawal phase will reset the benefit. The GBA is reset to the lesser of the prior GBA or the contract value. The RBA is reset to the lesser of the prior RBA or the contract value. The ALP (if established) is reset to the lesser of the prior ALP or 6% of the contract value. Any future withdrawals will reallocate your contract value to the Moderate PN program investment option if you are invested more aggressively than the Moderate PN program investment option.
(2)	The ALP and RALP are established on the contract anniversary date following the date the covered person reaches age 65 as 6% of the RBA.
(3)	The $6,300 withdrawal is greater than the $5,400 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the ALP, resetting the ALP to the lesser of the prior ALP or 6% of the contract value following the withdrawal.
(4)	The $10,000 withdrawal is greater than both the $6,300 RBP allowed under the basic withdrawal benefit and the $3,840 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the GBA, RBA, and ALP. The GBA is reset to the lesser of the prior GBA or the contract value following the withdrawal. The RBA is reset to the lesser of the prior RBA less the withdrawal or the contract value following the withdrawal. The ALP is reset to the lesser of the prior ALP or 6% of the contract value following the withdrawal.

 120  RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

EXAMPLE #2: Single Life Benefit: Covered Person has reached 65 at the time the contract and rider are purchased.

Assumptions:

•	You purchase the contract with a payment of $100,000 and make no additional payments to the contract.

•	You are the sole owner and also the annuitant. You are age 65.

•	Automatic Annual Step-ups are applied each anniversary when available, where the contract value is greater than the RBA and/or 6% of the contract value is greater than the ALP. Applied Annual Step-ups are indicated in bold.

•	Your death occurs after 6 1/2 contract years and your spouse continues the contract and rider. Your spouse is over age 65 and is the new Covered Person.

			Hypothetical
Contract			Assumed
Duration	Purchase	Partial	Contract	Basic Withdrawal Benefit							Lifetime Withdrawal Benefit
in Years	Payments	Withdrawals	Value	GBA		RBA		GBP	RBP		ALP		RALP

At Issue	$100,000	$ N/A	$100,000	$100,000		$100,000		$7,000	$7,000		$6,000		$6,000

1	0	0	105,000	105,000		105,000		7,350	7,000	(1)	6,300		6,000	(1)

2	0	0	110,000	110,000		110,000		7,700	7,000	(1)	6,600		6,000	(1)

3	0	0	110,000	110,000		110,000		7,700	7,700	(2)	6,600		6,600	(2)

3.5	0	6,600	110,000	110,000		103,400		7,700	1,100		6,600		0

4	0	0	115,000	115,000		115,000		8,050	8,050		6,900		6,900

4.5	0	8,050	116,000	115,000		106,950		8,050	0		6,900	(3)	0

5	0	0	120,000	120,000		120,000		8,400	8,400		7,200		7,200

5.5	0	10,000	122,000	120,000	(4)	110,000	(4)	8,400	0		7,200	(4)	0

6	0	0	125,000	125,000		125,000		8,750	8,750		7,500		7,500

6.5	0	0	110,000	125,000		125,000		8,750	8,750		6,600	(5)	6,600	(5)

7	0	0	105,000	125,000		125,000		8,750	8,750		6,600		6,600

At this point, assuming no additional activity (step ups, excess withdrawals, purchase payments, contract ownership change, or PN program investment option changes), your spouse can continue to withdrawal up to either the GBP of $8,750 each year until the RBA is reduced to zero, or the ALP of $6,600 each year until the later of your spouse’s death or the RBA is reduced to zero.

(1)	The Annual Step-up has not been applied to the RBP or RALP because any withdrawal after step up during the Waiting Period would reverse any prior step ups prior to determining if the withdrawal is excess. Therefore, during the Waiting Period, the RBP is the amount you can withdrawal without incurring the GBA and RBA excess withdrawal processing, and the RALP is the amount you can withdrawal without incurring the ALP excess withdrawal processing.
(2)	On the third anniversary (after the end of the waiting period), the RBP and RALP are set equal to the GBP and ALP, respectively.
(3)	The $8,050 withdrawal is greater than the $6,900 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the ALP, resetting the ALP to the lesser of the prior ALP or 6% of the contract value following the withdrawal.
(4)	The $10,000 withdrawal is greater than both the $8,400 RBP allowed under the basic withdrawal benefit and the $7,200 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the GBA, RBA, and ALP. The GBA is reset to the lesser of the prior GBA or the contract value following the withdrawal. The RBA is reset to the lesser of the prior RBA less the withdrawal or the contract value following the withdrawal. The ALP is reset to the lesser of the prior ALP or 6% of the contract value following the withdrawal.
(5)	At spousal continuation, the ALP is reset to the lesser of the prior ALP or 6% of the contract value and the RALP is reset to the ALP.

RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 121

EXAMPLE #3: Joint Life Benefit: Younger Covered Spouse has not reached 65 at the time the contract and rider are purchased.

Assumptions:

•	You purchase the contract with a payment of $100,000 and make no additional payments to the contract.

•	You are age 59 and your spouse is age 60.

•	Automatic annual step-ups are applied each anniversary when available, where the contract value is greater than the RBA and/or 6% of the contract value is greater than the ALP. Applied annual step-ups are indicated in bold.

•	You elect the Moderate investment option at issue. On the 1st contract anniversary, you elect to change to the Moderately Aggressive PN program investment option. The target PN program investment option under the contract is the Moderate PN program investment option.

•	Your death occurs after 9 1/2 contract years and your spouse continues the contract and rider; the lifetime benefit is not reset.

			Hypothetical
Contract			Assumed
Duration	Purchase	Partial	Contract	Basic Withdrawal Benefit						Lifetime Withdrawal Benefit
in Years	Payments	Withdrawals	Value	GBA		RBA		GBP	RBP	ALP			RALP

At Issue	$100,000	$ N/A	$100,000	$100,000		$100,000		$7,000	$7,000	$	N/A		$	N/A

0.5	0	5,000	92,000	100,000		95,000		7,000	2,000		N/A			N/A

1	0	0	90,000	90,000	(1)	90,000	(1)	6,300	6,300		N/A			N/A

2	0	0	81,000	90,000		90,000		6,300	6,300		N/A			N/A

6	0	0	75,000	90,000		90,000		6,300	6,300		5,400	(2)		5,400	(2)

6.5	0	5,400	70,000	90,000		84,600		6,300	900		5,400			0

7	0	0	69,000	90,000		84,600		6,300	6,300		5,400			5,400

7.5	0	6,300	62,000	90,000		78,300		6,300	0		3,720	(3)		0

8	0	0	64,000	90,000		78,300		6,300	6,300		3,840			3,840

8.5	0	10,000	51,000	51,000	(4)	51,000	(4)	3,570	0		3,060	(4)		0

9	0	0	55,000	55,000		55,000		3,850	3,850		3,300			3,300

9.5	0	0	54,000	55,000		55,000		3,850	3,850		3,300			3,300

10	0	0	52,000	55,000		55,000		3,850	3,850		3,300			3,300

At this point, assuming no additional activity (step ups, excess withdrawals, purchase payments, or PN program investment option changes), your spouse can continue to withdrawal up to either the GBP of $3,850 each year until the RBA is reduced to zero, or the ALP of $3,300 each year until the later of your spouse’s death or the RBA is reduced to zero.

(1)	The ALP and RALP are established on the contract anniversary date following the date the younger Covered Spouse reaches age 65 as 6% of the RBA.
(2)	Allocation to the Moderately Aggressive PN program model portfolio or investment option during a withdrawal phase will reset the benefit. The GBA is reset to the lesser of the prior GBA or the contract value. The RBA is reset to the lesser of the prior RBA or the contract value. The ALP is reset to the lesser of the prior ALP or 6% of the contract value. Any future withdrawals will reallocate your contract value to the Moderate PN program investment option if you are invested more aggressively than the Moderate PN program investment option.
(3)	The $6,300 withdrawal is greater than the $5,400 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the ALP, resetting the ALP to the lesser of the prior ALP or 6% of the contract value following the withdrawal.
(4)	The $10,000 withdrawal is greater than both the $6,300 RBP allowed under the basic withdrawal benefit and the $3,840 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the GBA, RBA, and ALP. The GBA is reset to the lesser of the prior GBA or the contract value following the withdrawal. The RBA is reset to the lesser of the prior RBA less the withdrawal or the contract value following the withdrawal. The ALP is reset to the lesser of the prior ALP or 6% of the contract value following the withdrawal.

 122  RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

EXAMPLE #4: Joint Life Benefit: Younger Covered Spouse has reached 65 at the time the contract and rider are purchased.

Assumptions:

•	You purchase the contract with a payment of $100,000 and make no additional payments to the contract

•	You are age 71 and your spouse is age 70.

•	Automatic annual step-ups are applied each anniversary when available, where the contract value is greater than the RBA and/or 6% of the contract value is greater than the ALP. Applied annual step-ups are indicated in bold.

•	Your death occurs after 6 1/2 contract years and your spouse continues the contract and rider; the lifetime benefit is not reset.

			Hypothetical
			Assumed
Contract	Purchase	Partial	Contract	Basic Withdrawal Benefit							Lifetime Withdrawal Benefit
Duration	Payments	Withdrawals	Value	GBA		RBA		GBP	RBP		ALP		RALP

At Issue	$100,000	$ N/A	$100,000	$100,000		$100,000		$7,000	$7,000		$6,000		$6,000

1	0	0	105,000	105,000		105,000		7,350	7,000	(1)	6,300		6,000	(1)

2	0	0	110,000	110,000		110,000		7,700	7,000	(1)	6,600		6,000	(1)

3	0	0	110,000	110,000		110,000		7,700	7,700	(2)	6,600		6,600	(2)

3.5	0	6,600	110,000	110,000		103,400		7,700	1,100		6,600		0

4	0	0	115,000	115,000		115,000		8,050	8,050		6,900		6,900

4.5	0	8,050	116,000	115,000		106,950		8,050	0		6,900	(3)	0

5	0	0	120,000	120,000		120,000		8,400	8,400		7,200		7,200

5.5	0	10,000	122,000	120,000	(4)	110,000	(4)	8,400	0		7,200	(4)	0

6	0	0	125,000	125,000		125,000		8,750	8,750		7,500		7,500

6.5	0	0	110,000	125,000		125,000		8,750	8,750		7,500		7,500

7	0	0	105,000	125,000		125,000		8,750	8,750		7,500		7,500

At this point, assuming no additional activity (step ups, excess withdrawals, purchase payments, or PN program investment option changes), your spouse can continue to withdrawal up to either the GBP of $8,750 each year until the RBA is reduced to zero, or the ALP of $7,500 each year until the later of your spouse’s death or the RBA is reduced to zero.

(1)	The annual step-up has not been applied to the RBP or RALP because any withdrawal after step up during the waiting period would reverse any prior step ups prior to determining if the withdrawal is excess. Therefore, during the Waiting Period, the RBP is the amount you can withdrawal without incurring the GBA and RBA excess withdrawal processing, and the RALP is the amount you can withdrawal without incurring the ALP excess withdrawal processing.
(2)	On the third anniversary (after the end of the Waiting Period), the RBP and RALP are set equal to the GBP and ALP, respectively.
(3)	The $8,050 withdrawal is greater than the $6,900 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the ALP, resetting the ALP to the lesser of the prior ALP or 6% of the contract value following the withdrawal.
(4)	The $10,000 withdrawal is greater than both the $8,400 RBP allowed under the basic withdrawal benefit and the $7,200 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the GBA, RBA, and ALP. The GBA is reset to the lesser of the prior GBA or the contract value following the withdrawal. The RBA is reset to the lesser of the prior RBA less the withdrawal or the contract value following the withdrawal. The ALP is reset to the lesser of the prior ALP or 6% of the contract value following the withdrawal.

RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 123

Appendix E: SecureSource Series of Riders — Additional RMD Disclosure

This appendix describes our current administrative practice for determining the amount of withdrawals in any contract year which an owner may take under the SecureSource series of riders to satisfy the RMD rules under 401(a)(9) of the Code without application of the excess withdrawal processing described in the rider. We reserve the right to modify this administrative practice at any time upon 30 days’ written notice to you.

For SecureSource Stages and SecureSource 20 riders, owners subject to annual RMD rules under Section 401(a)(9) of the Code, withdrawing from this contract during the waiting period to satisfy these rules will set your benefits to zero and you will not receive any future rider credit.

Amounts you withdraw from this contract (for SecureSource Stages and SecureSource 20 riders, amounts you withdraw from this contract after the waiting period) to satisfy these rules are not subject to excess withdrawal processing under the terms of the rider subject to the following rules and our current administrative practice:

For SecureSource and SecureSource 20 riders:

(1)	If on the date we calculated your Annual Life Expectancy Required Minimum Distribution Amount (ALERMDA), it is greater than the RBP from the beginning of the current contract year*,

•	Basic Additional Benefit Amount (BABA) will be set equal to that portion of your ALERMDA that exceeds the RBP from the beginning of the current contract year.
•	Any withdrawals taken in a contract year will count first against and reduce the RBP for that contract year.
•	Once the RBP for the current contract year has been depleted, any additional amounts withdrawn will count against and reduce the BABA. These withdrawals will not be considered excess withdrawals with regard to the GBA and RBA as long as they do not exceed the remaining BABA.
•	Once the BABA has been depleted, any additional withdrawal amounts will be considered excess withdrawals with regard to the GBA and RBA and will subject them all to the excess withdrawal processing described in the SecureSource series of riders.

(2)	If on the date we calculated your ALERMDA, it is greater than the RALP from the beginning of the current contract year,*

•	A Lifetime Additional Benefit Amount (LABA) will be set equal to that portion of your ALERMDA that exceeds the RALP from the beginning of the current contract year*.

•	Any withdrawals taken in a contract year will count first against and reduce the RALP for that contract year.

•	Once the RALP for the current contract year has been depleted, any additional amounts withdrawn will count against and reduce the LABA. These withdrawals will not be considered excess withdrawals with regard to the ALP as long as they do not exceed the remaining LABA. Withdrawals will not be considered excess withdrawals unless amounts withdrawn exceed combined RALP and LABA values.

•	Once the LABA has been depleted, any additional withdrawal amounts will be considered excess withdrawals with regard to the ALP and will subject the ALP to the excess withdrawal processing described by the SecureSource series of riders.

(3)	If the ALP is established on a policy anniversary where your current ALERMDA is greater than the new RALP,

•	An initial LABA will be set equal to that portion of your ALERMDA that exceeds the new RALP.
•	This new LABA will be immediately reduced by the amount that total withdrawals in the current calendar year exceed the new RALP, but shall not be reduced to less than zero.

For SecureSource Stages and SecureSource Stages 2 riders:

(1)	Each calendar year, if your ALERMDA is greater than the ALP,

•	A Lifetime Additional Benefit Amount (LABA) will be set equal to that portion of your ALERMDA that exceeds the ALP.

•	The LABA will be reduced by the total of the amount that each withdrawal in the current calendar year exceeds the RALP at the time of each withdrawal, but shall not be reduced to less than zero.

•	Any withdrawals taken in a contract year will count first against and reduce the RALP for that contract year.

•	Once the RALP for the current contract year has been depleted, any additional amounts withdrawn will count against and reduce the LABA. These withdrawals will not be considered excess withdrawals with regard to the ALP as long as they do not exceed the remaining LABA. Withdrawals will not be considered excess withdrawals unless amounts withdrawn exceed combined RALP and LABA values.

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•	Once the LABA has been depleted, any additional withdrawal amounts will be considered excess withdrawals with regard to the ALP and will subject the ALP to the excess withdrawal processing described by the SecureSource Stages and SecureSource Stages 2.

*	For SecureSource 20 riders, adjusted for any subsequent changes between 5% and 6% as described under “GBP Percentage and ALP Percentage”.

The ALERMDA is:

(1)	determined by us each calendar year (for SecureSource Stages and SecureSource 20 riders, starting with the calendar year in which the waiting period ends);

(2)	based on your initial purchase payment and not the entire interest value in the calendar year of contract issue and therefore may not be sufficient to allow you to withdraw your RMD without causing an excess withdrawal;

(3)	based solely on the value of the contract to which the SecureSource Series rider is attached as of the date we make the determination;

(4)	based on your recalculated life expectancy taken from the Uniform Lifetime Table under the Code; and

(5)	based on the company’s understanding and interpretation of the requirements for life expectancy distributions intended to satisfy the required minimum distribution rules under Code Section 401(a)(9) and the Treasury Regulations promulgated thereunder, as applicable on the effective date of this prospectus, to:

1. an individual retirement annuity (Section 408(b));

2.	a Roth individual retirement account (Section 408A);
3.	a Simplified Employee Pension plan (Section 408(k));
4.	a tax-sheltered annuity rollover (Section 403(b)).

In the future, the requirements under the Code for such distributions may change and the life expectancy amount calculation provided under your rider within the SecureSource series of riders may not be sufficient to satisfy the requirements under the Code for these types of distributions. In such a situation, amounts withdrawn to satisfy such distribution requirements will exceed your available RBP or RALP amount and may result in the reduction of your GBA, RBA, and/or ALP as described under the excess withdrawal provision of the rider.

In cases where the Code does not allow the life expectancy of a natural person to be used to calculate the required minimum distribution amount (e.g., ownership by a trust or a charity), we will calculate the life expectancy RMD amount calculated by us as zero in all years.

Please contact your tax advisor about the impact of those rules prior to purchasing one of the SecureSource series of riders.

RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 125

Appendix F: Example — Benefit Protector Death Benefit Rider

Example of the Benefit Protector

Assumptions:

•	You purchase the contract with a payment of $100,000 and you (Current Contract) or you and the annuitant (Original Contract) are under age 70; and

•	you select contract Option L with the MAV Death Benefit.

During the first contract year the contract value grows to $105,000. The MAV Death Benefit equals the contract value. You have not reached the first contract anniversary so the Benefit Protector does not provide any additional benefit at this time.

On the first contract anniversary the contract value grows to $110,000. The death benefit equals:
MAV death benefit (contract value):	$110,000
plus the Benefit Protector benefit which equals 40% of earnings at death
(MAV death benefit minus remaining purchase payments for the Current Contract or MAV death benefit minus payments not previously surrendered for the Original Contract):
0.40 × ($110,000 − $100,000) =	+4,000

Total death benefit of:	$114,000
On the second contract anniversary the contract value falls to $105,000. The death benefit on May 1, 2008 equals:
MAV death benefit (MAV):	$110,000
plus the Benefit Protector benefit (40% of earnings at death):
0.40 × ($110,000 − $100,000) =	+4,000

Total death benefit of:	$114,000
During the third contract year the contract value remains at $105,000 and you request a partial surrender of $50,000, including the applicable 7% surrender charge for contract Option L. We will surrender $10,500 from your contract value free of charge (10% of your prior anniversary’s contract value). The remainder of the surrender is subject to a 7% surrender charge because your payment is in the third year of the surrender charge schedule, so we will surrender $39,500 ($36,735 + $2,765 in surrender charges) from your contract value. Altogether, we will surrender $50,000 and pay you $47,235. We calculate purchase payments not previously surrendered as $100,000 − $45,000 = $55,000 (remember that $5,000 of the partial surrender is contract earnings). The death benefit equals:

MAV Death Benefit (MAV adjusted for partial surrenders):	$57,619
plus the Benefit Protector benefit (40% of earnings at death):
0.40 × ($57,619 − $55,000) =	+1,048

Total death benefit of:	$58,667
On the third contract anniversary the contract value falls to $40,000. The death benefit equals the previous death benefit. The reduction in contract value has no effect.
On the ninth contract anniversary the contract value grows to a new high of $200,000. Earnings at death reaches its maximum of 250% of purchase payments not previously surrendered that are one or more years old.

The death benefit equals:
MAV Death Benefit (contract value):	$200,000
plus the Benefit Protector benefit (40% of earnings at death, up to a maximum of 100% of purchase payments not previously surrendered that are one or more years old)	+55,000

Total death benefit of:	$255,000

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During the tenth contract year you make an additional purchase payment of $50,000. Your new contract value is now $250,000. The new purchase payment is less than one year old and so it has no effect on the Benefit Protector value. The death benefit equals:

MAV Death Benefit (contract value):	$250,000
plus the Benefit Protector benefit (40% of earnings at death, up to a maximum of 100% of purchase payments not previously surrendered that are one or more years old)	+55,000

Total death benefit of:	$305,000
During the eleventh contract year the contract value remains $250,000 and the “new” purchase payment is one year old and the value of the Benefit Protector changes. The death benefit equals:
MAV Death Benefit (contract value):	$250,000
plus the Benefit Protector benefit which equals 40% of earnings at death (MAV death benefit minus payments not previously surrendered):
0.40 × ($250,000 − $105,000) =	+58,000

Total death benefit of:	$308,000

RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 127

Appendix G: Example — Benefit Protector Plus Death Benefit Rider

Example of the Benefit Protector Plus

Assumptions:

•	You purchase the contract with a payment of $100,000 and you (Current Contract) or you and the annuitant (Original Contract) are under age 70; and

•	you select contract Option L with the MAV Death Benefit.

During the first contract year the contract value grows to $105,000. The MAV Death Benefit equals the contract value. You have not reached the first contract anniversary so the Benefit Protector Plus does not provide any additional benefit at this time.

On the first contract anniversary the contract value grows to $110,000. You have not reached the second contract anniversary so the Benefit Protector Plus does not provide any benefit beyond what is provided by the Benefit Protector at this time. The death benefit equals:

MAV Death Benefit (contract value):	$110,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death (MAV Death Benefit minus remaining purchase payments for the Current Contract or MAV Death Benefit minus payments not previously surrendered for the Original Contract):

0.40 × ($110,000 − $100,000) =	+4,000

Total death benefit of:	$114,000
On the second contract anniversary the contract value falls to $105,000. The death benefit equals:
MAV Death Benefit (MAV):	$110,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death:
0.40 × ($110,000 − $100,000) =	+4,000
plus 10% of purchase payments made within 60 days of contract issue
and not previously surrendered: 0.10 × $100,000 =	+10,000

Total death benefit of:	$124,000
During the third contract year the contract value remains at $105,000 and you request a partial surrender of $50,000, including the applicable 7% surrender charge for contract Option L. We will surrender $10,500 from your contract value free of charge (10% of your prior anniversary’s contract value). The remainder of the surrender is subject to a 7% surrender charge because your payment is in the third year of the surrender charge schedule, so we will surrender $39,500 ($36,735 + $2,765 in surrender charges) from your contract value. Altogether, we will surrender $50,000 and pay you $47,235. We calculate purchase payments not previously surrendered as $100,000 − $45,000 = $55,000 (remember that $5,000 of the partial surrender is contract earnings). The death benefit equals:

MAV Death Benefit (MAV adjusted for partial surrenders):	$57,619
plus the Benefit Protector Plus benefit which equals 40% of earnings at death:
0.40 × ($57,619 − $55,000) =	+1,048
plus 10% of purchase payments made within 60 days of contract issue
and not previously surrendered: 0.10 × $55,000 =	+5,500

Total death benefit of:	$64,167
On the third contract anniversary the contract value falls to $40,000. The death benefit equals the previous death benefit. The reduction in contract value has no effect.

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On the ninth contract anniversary the contract value grows to a new high of $200,000. Earnings at death reaches its maximum of 250% of purchase payments not previously surrendered that are one or more years old. Because we are beyond the fourth contract anniversary the Benefit Protector Plus also reaches its maximum of 20%. The death benefit equals:

MAV Death Benefit (contract value):	$200,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death, up to a maximum of 100% of purchase payments not previously surrendered that are one or more years old	+55,000
plus 20% of purchase payments made within 60 days of contract issue and not previously surrendered: 0.20 × $55,000 =	+11,000

Total death benefit of:	$266,000
During the tenth contract year you make an additional purchase payment of $50,000. Your new contract value is now $250,000. The new purchase payment is less than one year old and so it has no effect on the Benefit Protector Plus value. The death benefit equals:

MAV Death Benefit (contract value):	$250,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death, up to a maximum of 100% of purchase payments not previously surrendered that are one or more years old	+55,000
plus 20% of purchase payments made within 60 days of contract issue and not previously surrendered: 0.20 × $55,000 =	+11,000

Total death benefit of:	$316,000
During the eleventh contract year the contract value remains $250,000 and the “new” purchase payment is one year old. The value of the Benefit Protector Plus remains constant. The death benefit equals:

MAV Death Benefit (contract value):	$250,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death (MAV Death Benefit minus payments not previously surrendered):
0.40 × ($250,000 − $105,000) =	+58,000
plus 20% of purchase payments made within 60 days of contract issue
and not previously surrendered: 0.20 × $55,000 =	+11,000

Total death benefit of:	$319,000

RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 129

Appendix H: Asset Allocation Program for Contracts with Applications Signed Before May 1, 2006

ASSET ALLOCATION PROGRAM
For contracts with applications signed before May 1, 2006, we offered an asset allocation program. You could elect to participate in the asset allocation program, and there is no additional charge. If you purchased an optional Accumulation Protector Benefit rider, Guarantor Withdrawal Benefit rider or Income Assurer Benefit rider, you are required to participate in the asset allocation program under the terms of the rider.

This asset allocation program allows you to allocate your contract value to a model portfolio that consists of subaccounts and may include certain GPAs (if available under the asset allocation program), which represent various asset classes. By spreading your contract value among these various asset classes, you may be able to reduce the volatility in your contract value, but there is no guarantee that this will occur.

Asset allocation does not guarantee that your contract will increase in value nor will it protect against a decline in value if market prices fall. If you choose or are required to participate in the asset allocation program, you are responsible for determining which model portfolio is best for you. Your investment professional can help you make this determination. In addition, your investment professional may provide you with an investor questionnaire, a tool that can help you determine which model portfolio is suited to your needs based on factors such as your investment goals, your tolerance for risk, and how long you intend to invest.

Under the asset allocation program, we have offered five model portfolios ranging from conservative to aggressive. You may not use more than one model portfolio at a time. You are allowed to request a change to another model portfolio twice per contract year. Each model portfolio specifies allocation percentages to each of the subaccounts and any GPAs that make up that model portfolio. By participating in the asset allocation program, you authorize us to invest your contract value in the subaccounts and any GPAs according to the allocation percentages stated for the specific model portfolio you have selected. You also authorize us to automatically rebalance your contract value quarterly beginning three months after the effective date of your contract in order to maintain alignment with the allocation percentages specified in the model portfolio.

Special rules will apply to the GPAs if they are included in a model portfolio. Under these rules:

•	no MVA will apply when rebalancing occurs within a specific model portfolio (but an MVA may apply if you elect to transfer to a new model portfolio); and

•	no MVA will apply when you elect an annuity payout plan while your contract value is invested in a model portfolio (see “Guarantee Period Accounts — Market Value Adjustment”).

Under the asset allocation program, the subaccounts and/or any GPAs that make up the model portfolio you selected and the allocation percentages to those subaccounts and/or any GPAs will not change unless we adjust the composition of the model portfolio to reflect the liquidation, substitution or merger of an underlying fund, a change of investment objective by an underlying fund or when an underlying fund stops selling its shares to the variable account. We reserve the right to change the terms and conditions of the asset allocation program upon written notice to you.

If permitted under applicable securities law, we reserve the right to:

•	reallocate your current model portfolio to an updated version of your current model portfolio; or

•	substitute a fund of funds for your current model portfolio.

We also reserve the right to discontinue the asset allocation program. We will give you 30 days’ written notice of any such change.

If you elected to participate in the asset allocation program, you may discontinue your participation in the program at any time by giving us written notice. Upon cancellation, automated rebalancing associated with the asset allocation program will end. You can elect to participate in the asset allocation program again at any time.

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Appendix I: Guarantor Withdrawal Benefit for Life Rider

GUARANTOR WITHDRAWAL BENEFIT FOR LIFE RIDER
The Guarantor Withdrawal Benefit for Life rider is an optional benefit that you may select for an additional annual charge if(1):

•	your contract application was signed on or after May 1, 2006;

•	the rider is available in your state; and

•	you and the annuitant are 80 or younger on the date the contract is issued.

(1)	The Guarantor Withdrawal Benefit for Life rider is not available under an inherited qualified annuity.

You must elect the Guarantor Withdrawal Benefit for Life rider when you purchase your contract. The rider effective date will be the contract issue date.

The Guarantor Withdrawal Benefit for Life rider guarantees that you will be able to withdrawal up to a certain amount each year from the contract, regardless of the investment performance of your contract before the annuity payments begin, until you have recovered at minimum all of your purchase payments. And, under certain limited circumstances defined in the rider, you have the right to take a specified amount of partial withdrawals in each contract year until death (see “At Death” heading below) — even if the contract value is zero.

Your contract provides for annuity payouts to begin on the annuitization start date (see “Buying Your Contract — The Annuitization Start Date”). Before the retirement date, you have the right to withdrawal some or all of your contract value, less applicable administrative, surrender and rider charges imposed under the contract at the time of the withdrawal (see “Making the Most of Your Contract — Surrenders”). Because your contract value will fluctuate depending on the performance of the underlying funds in which the subaccounts invest, the contract itself does not guarantee that you will be able to take a certain withdrawal amount each year before the annuitization start date, nor does it guarantee the length of time over which such withdrawals can be made before the annuitization start date.

The Guarantor Withdrawal Benefit for Life rider may be appropriate for you if you intend to make periodic withdrawals from your annuity contract and wish to ensure that market performance will not adversely affect your ability to withdraw your principal over time.

Under the terms of the Guarantor Withdrawal Benefit for Life rider, the calculation of the amount which can be withdrawn in each contract year varies depending on several factors, including but not limited to the waiting period (see “Waiting period” heading below) and whether or not the lifetime withdrawal benefit has become effective:

(1)	The basic withdrawal benefit gives you the right to take limited partial withdrawals in each contract year and guarantees that over time the withdrawals will total an amount equal to, at minimum, your purchase payments. Key terms associated with the basic withdrawal benefit are “Guaranteed Benefit Payment (GBP),” “Remaining Benefit Payment (RBP),” “Guaranteed Benefit Amount (GBA),” and “Remaining Benefit Amount (RBA).” See these headings below for more information.

(2)	The lifetime withdrawal benefit gives you the right, under certain limited circumstances defined in the rider, to take limited partial withdrawals until the later of death (see “At Death” heading below) or until the RBA (under the basic withdrawal benefit) is reduced to zero. Key terms associated with the lifetime withdrawal benefit are “Annual Lifetime Payment (ALP),” “Remaining Annual Lifetime Payment (RALP),” “Covered Person,” and “Annual Lifetime Payment Attained Age (ALPAA).” See these headings below for more information.

Only the basic withdrawal benefit will be in effect prior to the date that the lifetime withdrawal benefit becomes effective. The lifetime withdrawal benefit becomes effective automatically on the rider anniversary date after the covered person reaches age 65, or the rider effective date if the covered person is age 65 or older on the rider effective date (see “Annual Lifetime Payment Attained Age (ALPAA)” heading below).

Provided annuity payouts have not begun, the Guarantor Withdrawal Benefit for Life rider guarantees that you may take the following partial withdrawal amounts each contract year:

•	After the waiting period and before the establishment of the ALP, the rider guarantees that each year you can cumulatively withdrawal an amount equal to the GBP;

•	During the waiting period and before the establishment of the ALP, the rider guarantees that each year you can cumulatively withdrawal an amount equal to the value of the RBP at the beginning of the contract year;

•	After the waiting period and after the establishment of the ALP, the rider guarantees that each year you have the option to cumulatively withdrawal an amount equal the ALP or the GBP, but the rider does not guarantee withdrawals of the sum of both the ALP and the GBP in a contract year;

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•	During the waiting period and after the establishment of the ALP, the rider guarantees that each year you have the option to cumulatively withdrawal an amount equal to the value of the RALP or the RBP at the beginning of the contract year, but the rider does not guarantee withdrawals of the sum of both the RALP and the RBP in a contract year.

If you withdrawal less than the allowed partial withdrawal amount in a contract year, the unused portion cannot be carried over to the next contract year. As long as your partial withdrawals in each contract year do not exceed the annual partial withdrawal amount allowed under the rider, and there has not been a contract ownership change or spousal continuation of the contract, the guaranteed amounts available for partial withdrawals are protected (i.e., will not decrease).

If you withdrawal more than the allowed partial withdrawal amount in a contract year, we call this an “excess withdrawal” under the rider. Excess withdrawals trigger an adjustment of a benefit’s guaranteed amount, which may cause it to be reduced (see “GBA Excess Withdrawal Processing,” “RBA Excess Withdrawal Processing,” and “ALP Excess Withdrawal Processing” headings below).

Please note that each of the two benefits has its own definition of the allowed annual withdrawal amount. Therefore a partial withdrawal may be considered an excess withdrawal for purposes of the lifetime withdrawal benefit only, the basic withdrawal benefit only, or both.

If your withdrawals exceed the greater of the RBP or the RALP, withdrawal charges under the terms of the contract may apply (see “Charges — Surrender Charges”). The amount we actually deduct from your contract value will be the amount you request plus any applicable surrender charge. Market value adjustments, if applicable, will also be made (see “Guarantee Period Accounts (GPAs) — Market Value Adjustment”). We pay you the amount you request. Any partial withdrawals you take under the contract will reduce the value of the death benefits (see “Benefits in Case of Death”). Upon full withdrawal of the contract, you will receive the remaining contract value less any applicable charges (see “Making the Most of Your Contract — Surrenders”).

The rider’s guaranteed amounts can be increased at the specified intervals if your contract value has increased. An annual step up feature is available at each contract anniversary, subject to certain conditions, and may be applied automatically to your contract or may require you to elect the step up (see “Annual Step Up” heading below). If you exercise the annual step up election, the spousal continuation step up election (see “Spousal Continuation Step Up” heading below) or change your Portfolio Navigator investment option, the rider charge may change (see “Charges”).

If you take withdrawals during the waiting period, any prior steps ups applied will be reversed and step ups will not be available until the third rider anniversary. You may take withdrawals after the waiting period without reversal of prior step ups.

You should consider whether the Guarantor Withdrawal Benefit for Life rider is appropriate for you because:

•	Lifetime Withdrawal Benefit Limitations: The lifetime withdrawal benefit is subject to certain limitations, including but not limited to:

(a)	Once the contract value equals zero, payments are made for as long as the oldest owner or annuitant is living (see “If Contract Value Reduces to Zero” heading below). However, if the contract value is greater than zero, the lifetime withdrawal benefit terminates at the first death of any owner or annuitant except as otherwise provided below (see “At Death” heading below). Therefore, if there are multiple contract owners or the annuitant is not an owner, the rider may terminate or the lifetime withdrawal benefit may be reduced. This possibility may present itself when:

(i)	There are multiple contract owners — when one of the contract owners dies the benefit terminates even though other contract owners are still living (except if the contract is continued under the spousal continuation provision of the contact); or

(ii)	The owner and the annuitant are not the same persons — if the annuitant dies before the owner, the benefit terminates even though the owner is still living. This is could happen, for example, when the owner is younger than the annuitant. This risk increases as the age difference between owner and annuitant increases.

(b)	Excess withdrawals can reduce the ALP to zero even though the GBA, RBA, GBP and/or RBP values are greater than zero. If the both the ALP and the contract value are zero, the lifetime withdrawal benefit will terminate.

(c)	When the lifetime withdrawal benefit is first established, the initial ALP is based on the basic withdrawal benefit’s RBA at that time (see “Annual Lifetime Payment (ALP)” heading below), unless there has been a spousal continuation or ownership change. Any withdrawal you take before the ALP is established reduces the RBA and therefore may result in a lower amount of lifetime withdrawals you are allowed to take.

(d)	Withdrawals can reduce both the contract value and the RBA to zero prior to the establishment of the ALP. If this happens, the contract and the Guarantor Withdrawal Benefit for Life rider will terminate.

•	Use of Portfolio Navigator Program Required: You must be invested in one of the available PN program investment options. This requirement limits your choice of investments. This means you will not be able to allocate contract value to all

 132  RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

of the subaccounts, GPAs or the one-year fixed account that are available under the contract to contract owners who do not elect this rider. (See “Making the Most of Your Contract — Portfolio Navigator Program.”) You may allocate purchase payments to the DCA fixed account, when available, and we will make monthly transfers into the investment option you have chosen. Subject to state restrictions, we reserve the right to limit the number of investment options from which you can select based on the dollar amount of purchase payments you make.

•	Limitations on Purchase of Other Riders under this Contract: If you select the Guarantor Withdrawal Benefit for Life rider, you may not elect the Accumulation Protector Benefit rider.

•	Non-Cancelable: Once elected, the Guarantor Withdrawal Benefit for Life rider may not be cancelled and the fee will continue to be deducted until the contract is terminated, the contract value reduces to zero (described below) or after the annuitization start date.

•	Limitations on Purchase Payments: We reserve the right to limit the cumulative amount of purchase payments, subject to state restrictions. For current purchase payment limitations, please see “Buying Your Contract — Purchase Payments”.

•	Interaction with Total Free Amount (TFA) contract provision: The TFA is the amount you are allowed to withdrawal from the contract in each contract year without incurring a surrender charge (see “Charges — Surrender Charge”). The TFA may be greater than the RBP or RALP under this rider. Any amount you withdrawal under the contract’s TFA provision that exceeds the RBP or RALP is subject to the excess withdrawal processing described below for the GBA, RBA and ALP.

You should consult your tax advisor before you select this optional rider if you have any questions about the use of this rider in your tax situation:

•	Tax Considerations for Nonqualified Annuities: Under current federal income tax law, withdrawals under nonqualified annuities, including partial withdrawals taken from the contract under the terms of this rider, are treated less favorably than amounts received as annuity payments under the contract (see “Taxes — Nonqualified Annuities”). Withdrawals are taxable to the extent of earnings. Withdrawals before age 59 1/2 may also incur a 10% IRS early withdrawal penalty.

•	Tax Considerations for Qualified Annuities: Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract (see “Taxes — Qualified Annuities — Required Minimum Distributions”). If you have a qualified annuity, you may need to take an RMD that exceeds the specified amount of withdrawal available under the rider. Partial withdrawals in any contract year that exceed the guaranteed amount available for withdrawal may reduce future benefits guaranteed under the rider. While the rider permits certain excess withdrawals to be made for the purpose of satisfying RMD requirements for this contract alone without reducing future benefits guaranteed under the rider, there can be no guarantee that changes in the federal income tax law after the effective date of the rider will not require a larger RMD to be taken, in which case, future guaranteed withdrawals under the rider could be reduced. Additionally, RMD rules follow the calendar year which most likely does not coincide with your contract year and therefore may limit when you can take your RMD and not be subject to excess withdrawal processing.

For owners subject to annual RMD rules under Section 401(a)(9) of the Code, the amounts you withdrawal each year from this contract to satisfy these rules are not subject to excess withdrawal processing under the terms of the rider subject to the following rules and our current administrative practice:

(1)	If on the date we calculated your Annual Life Expectancy Required Minimum Distribution Amount (ALERMDA), it is greater than the RBP from the beginning of the current contract year,

•	Basic Additional Benefit Amount (BABA) will be set equal to that portion of your ALERMDA that exceeds the RBP from the beginning of the current contract year.

•	Any withdrawals taken in a contract year will count first against and reduce the RBP for that contract year.

•	Once the RBP for the current contract year has been depleted, any additional amounts surrendered will count against and reduce the BABA. These withdrawals will not be considered excess withdrawals with regard to the GBA and RBA as long as they do not exceed the remaining BABA.

•	Once the BABA has been depleted, any additional withdrawal amounts will be considered excess withdrawals with regard to the GBA and RBA and will subject them all to the excess withdrawal processing described in the Guarantor Withdrawal Benefit for Life rider.

(2)	If on the date we calculated your ALERMDA, it is greater than the RALP from the beginning of the current Contract Year,

•	A Lifetime Additional Benefit Amount (LABA) will be set equal to that portion of your ALERMDA that exceeds the RALP from the beginning of the current contract year.

•	Any withdrawals taken in a contract year will count first against and reduce the RALP for that contract year.

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•	Once the RALP for the current contract year has been depleted, any additional amounts surrendered will count against and reduce the LABA. These withdrawals will not be considered excess withdrawals with regard to the ALP as long as they do not exceed the remaining LABA.

•	Once the LABA has been depleted, any additional withdrawal amounts will be considered excess withdrawals with regard to the ALP and will subject the ALP to the excess withdrawal processing described by the Guarantor Withdrawal Benefit for Life rider.

(3)	If the ALP is established on a policy anniversary where your current ALERMDA is greater than the new RALP,

•	An initial LABA will be set equal to that portion of your ALERMDA that exceeds the new RALP.

•	This new LABA will be immediately reduced by the amount that total withdrawals in the current calendar year exceed the new RALP, but shall not be reduced to less than zero.

The Annual Life Expectancy Required Minimum Distribution Amount (ALERMDA) is:

(1) determined by us each calendar year;

(2)	based solely on the value of the contract to which the Guarantor Withdrawal Benefit for Life rider is attached as of the date we make the determination; and

(3)	is otherwise based on the company’s understanding and interpretation of the requirements for life expectancy distributions intended to satisfy the required minimum distribution rules under Code Section 401(a)(9) and the Treasury Regulations promulgated thereunder, as applicable on the effective date of this prospectus, to:

1. an individual retirement annuity (Section 408(b));

2. a Roth individual retirement account (Section 408A);

3. a Simplified Employee Pension plan (Section 408(k));

4. a tax-sheltered annuity rollover (Section 403(b)).

We reserve the right to modify our administrative practice described above and will give you 30 days’ written notice of any such change.

In the future, the requirements under the Code for such distributions may change and the life expectancy amount calculation provided under your Guarantor Withdrawal Benefit for Life rider may not be sufficient to satisfy the requirements under the Code for these types of distributions. In such a situation, amounts withdrawn to satisfy such distribution requirements will exceed your available RBP or RALP amount and may result in the reduction of your GBA, RBA, and/or ALP as described under the excess withdrawal provision of the rider.

In cases where the Code does not allow the life expectancy of a natural person to be used to calculate the required minimum distribution amount (e.g., ownership by a trust or a charity), we will calculate the life expectancy RMD amount calculated by us as zero in all years. The life expectancy required minimum distribution amount calculated by us will also equal zero in all years.

•	Limitations on TSAs: Your right to take withdrawals is restricted if your contract is a TSA (see “TSA — Special Provisions”).

For an example, see “Examples of Guarantor Withdrawal Benefit for Life” below.

Key terms and provisions of the Guarantor Withdrawal Benefit for Life rider are described below:
Partial Withdrawals: A withdrawal of an amount that does not result in a withdrawal of the contract. The partial withdrawal amount is a gross amount and will include any surrender charge and any market value adjustment.

Waiting period: The period of time starting on the rider effective date during which the annual step up is not available if you take withdrawals. The current waiting period is three years.

Guaranteed Benefit Amount (GBA): The total cumulative amount available for partial withdrawals over the life of the rider under the basic withdrawal benefit. The maximum GBA is $5,000,000. The GBA cannot be withdrawn and is not payable as a death benefit. Rather, the GBA is an interim value used to calculate the amount available for withdrawals each year under the basic withdrawal benefit (see “Guaranteed Benefit Payment” below). At any time, the total GBA is the sum of the individual GBAs associated with each purchase payment.

The GBA is determined at the following times, calculated as described:

•	At contract issue — the GBA is equal to the initial purchase payment.

•	When you make additional purchase payments — each additional purchase payment has its own GBA equal to the amount of the purchase payment.

•	At step up — (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

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purchase payment. The step up reversal will only happen once during the waiting period, when the first partial withdrawal is made.

•	When you make a partial withdrawal at any time and the amount withdrawn is:

(a)	less than or equal to the total RBP — the GBA remains unchanged. If there have been multiple purchase payments, both the total GBA and each payment’s GBA remain unchanged.

(b)	is greater than the total RBP — GBA excess withdrawal processing will be applied to the GBA. If the partial withdrawal is made during the waiting period, the excess withdrawal processing is applied AFTER any previously applied annual step ups have been reversed.

GBA EXCESS WITHDRAWAL PROCESSING
The total GBA will automatically be reset to the lesser of (a) the total GBA immediately prior to the withdrawal; or (b) the contract value immediately following the withdrawal. If there have been multiple purchase payments, each payment’s GBA after the withdrawal will be reset to equal that payment’s RBA after the withdrawal plus (a) times (b), where:

(a)	is the ratio of the total GBA after the withdrawal less the total RBA after the withdrawal to the total GBA before the withdrawal less the total RBA after the withdrawal; and

(b)	is each payment’s GBA before the withdrawal less that payment’s RBA after the withdrawal.

Remaining Benefit Amount (RBA): Each withdrawal you make reduces the amount that is guaranteed by this rider as future withdrawals. At any point in time, the RBA equals the amount of GBA that remains available for withdrawals for the remainder of the contract’s life, and total RBA is the sum of the individual RBAs associated with each purchase payment. The maximum RBA is $5,000,000.

The RBA is determined at the following times, calculated as described:

•	At contract issue — the RBA is equal to the initial purchase payment.

•	When you make additional purchase payments — each additional purchase payment has its own RBA initially set equal to that payment’s GBA (the amount of the purchase payment).

•	At step up — (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

•	When you make a partial withdrawal during the waiting period and after a step up — Any prior annual step ups will be reversed. Step up reversal means that the RBA associated with each purchase payment will be reset to the amount of that purchase payment. The step up reversal will only happen once during the waiting period, when the first partial withdrawal is made.

•	When you make a partial withdrawal at any time and the amount withdrawn is:

(a)	less than or equal to the total RBP — the total RBA is reduced by the amount of the withdrawal. If there have been multiple purchase payments, each payment’s RBA is reduced in proportion to its RBP.

(b)	is greater than the total RBP — RBA excess withdrawal processing will be applied to the RBA. If the partial withdrawal is made during the waiting period, the excess withdrawal processing is applied AFTER any previously applied annual step ups have been reversed.

RBA EXCESS WITHDRAWAL PROCESSING
The total RBA will automatically be reset to the lesser of (a) the contract value immediately following the withdrawal, or (b) the total RBA immediately prior to the withdrawal, less the amount of the withdrawal.

If there have been multiple purchase payments, both the total RBA and each payment’s RBA will be reset. The total RBA will be reset according to the excess withdrawal processing described above. Each payment’s RBA will be reset in the following manner:

1.	The withdrawal amount up to the total RBP is taken out of each RBA bucket in proportion to its individual RBP at the time of the withdrawal; and

2.	The withdrawal amount above the total RBP and any amount determined by the excess withdrawal processing are taken out of each RBA bucket in proportion to its RBA at the time of the withdrawal.

Guaranteed Benefit Payment (GBP): At any time, the amount available for partial withdrawals in each contract year after the waiting period, until the RBA is reduced to zero, under the basic withdrawal benefit. At any point in time, each purchase payment has its own GBP, which is equal to the lesser of that payment’s RBA or 7% of that payment’s GBA, and the total GBP is the sum of the individual GBPs.

During the waiting period, the guaranteed annual withdrawal amount may be less than the GBP due to the limitations the waiting period imposes on your ability to utilize both annual step-ups and withdrawals (see “Waiting Period” heading above).

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The guaranteed annual withdrawal amount during the waiting period is equal to the value of the RBP at the beginning of the contract year.

The GBP is determined at the following times, calculated as described:

•	At contract issue — the GBP is established as 7% of the GBA value.

•	At each contract anniversary — each payment’s GBP is reset to the lesser of that payment’s RBA or 7% of that payment’s GBA value.

•	When you make additional purchase payments — each additional purchase payment has its own GBP equal to 7% of the purchase payment amount.

•	At step up — (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

•	When an individual RBA is reduced to zero — the GBP associated with that RBA will also be reset to zero.

•	When you make a partial withdrawal during the waiting period and after a step up — Any prior annual step ups will be reversed. Step up reversal means that the GBA and the RBA associated with each purchase payment will be reset to the amount of that purchase payment. Each payment’s GBP will be reset to 7% of that purchase payment. The step up reversal will only happen once during the waiting period, when the first partial withdrawal is made.

•	When you make a partial withdrawal at any time and the amount surrendered is:

(a)	less than or equal to the total RBP — the GBP remains unchanged.

(b)	is greater than the total RBP — each payment’s GBP is reset to the lesser of that payment’s RBA or 7% of that payment’s GBA value, based on the RBA and GBA after the withdrawal. If the partial withdrawal is made during the waiting period, the excess withdrawal processing is applied AFTER any previously applied annual step ups have been reversed.

Remaining Benefit Payment (RBP): The amount available for partial withdrawals for the remainder of the contract year under the basic withdrawal benefit. At any point in time, the total RBP is the sum of the RBPs for each purchase payment. During the waiting period, when the guaranteed amount may be less than the GBP, the value of the RBP at the beginning of the contract year will be that amount that is actually guaranteed each contract year.

The RBP is determined at the following times, calculated as described:

•	At the beginning of each contract year during the waiting period and prior to any withdrawal — the RBP for each purchase payment is set equal to that purchase payment multiplied by 7%.

•	At the beginning of any other contract year — the RBP for each purchase payment is set equal to that purchase payment’s GBP.

•	When you make additional purchase payments — each additional purchase payment has its own RBP equal to that payment’s GBP.

•	At step up — (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

•	At spousal continuation — (see “Spousal Option to Continue the Contract” heading below).

•	When an individual RBA is reduced to zero — the RBP associated with that RBA will also be reset to zero.

•	When you make any partial withdrawal — the total RBP is reset to equal the total RBP immediately prior to the partial withdrawal less the amount of the partial withdrawal, but not less than zero. If there have been multiple purchase payments, each payment’s RBP is reduced proportionately. If you withdrawal an amount greater than the RBP, GBA excess withdrawal processing and RBA excess withdrawal processing are applied and the amount available for future partial withdrawals for the remainder of the contract’s life may be reduced by more than the amount of withdrawal. When determining if a withdrawal will result in the excess withdrawal processing, the applicable RBP will not yet reflect the amount of the current withdrawal.

Covered Person: The person whose life is used to determine when the ALP is established, and the duration of the ALP payments. The Covered Person is the oldest contract owner or annuitant. The covered person may change during the contract’s life if there is a spousal continuation or a change of contract ownership. If the covered person changes, we recompute the benefits guaranteed by the rider, based on the life of the new covered person, which may reduce the amount of the lifetime withdrawal benefit.

Annual Lifetime Payment Attained Age (ALPAA): The covered person’s age after which time the lifetime benefit can be established. Currently, the lifetime benefit can be established on the later of the contract effective date or the contract anniversary date on/following the date the covered person reaches age 65.

Annual Lifetime Payment (ALP): Once established, the ALP at any time is the amount available for withdrawals in each contract year after the waiting period until the later of death (see “At Death” heading below), or the RBA is reduced to zero,

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under the lifetime withdrawal benefit. The maximum ALP is $300,000. Prior to establishment of the ALP, the lifetime withdrawal benefit is not in effect and the ALP is zero.

During the waiting period, the guaranteed annual lifetime withdrawal amount may be less than the ALP due to the limitations the waiting period imposes on your ability to utilize both annual step-ups and withdrawals (see “Waiting Period” heading above). The guaranteed annual lifetime withdrawal amount during the waiting period is equal to the value of the RALP at the beginning of the contract year.

The ALP is determined at the following times:

•	The later of the contract effective date or the contract anniversary date on/following the date the covered person reaches age 65 — the ALP is established as 6% of the total RBA.

•	When you make additional purchase payments — each additional purchase payment increases the ALP by 6% of the amount of the purchase payment.

•	At step ups — (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

•	At contract ownership change — (see “Spousal Option to Continue the Contract” and “Contract Ownership Change” headings below).

•	When you make a partial withdrawal during the waiting period and after a step up — Any prior annual step ups will be reversed. Step up reversal means that the ALP will be reset to equal total purchase payments multiplied by 6%. The step up reversal will only happen once during the waiting period, when the first partial withdrawal is made.

•	When you make a partial withdrawal at any time and the amount withdrawn is:

(a) less than or equal to the RALP — the ALP remains unchanged.

(b)	is greater than the RALP — ALP excess withdrawal processing will be applied to the ALP. If the partial withdrawal is made during the waiting period, the excess withdrawal processing are applied AFTER any previously applied annual step ups have been reversed.

ALP EXCESS WITHDRAWAL PROCESSING
The ALP is reset to the lesser of the ALP immediately prior to the withdrawal, or 6% of the contract value immediately following the withdrawal.

Remaining Annual Lifetime Payment (RALP): The amount available for partial withdrawals for the remainder of the contract year under the lifetime withdrawal benefit. During the waiting period, when the guaranteed annual withdrawal amount may be less than the ALP, the value of the RALP at the beginning of the contract year will be the amount that is actually guaranteed each contract year. Prior to establishment of the ALP, the lifetime withdrawal benefit is not in effect and the RALP is zero.

The RALP is determined at the following times:

•	The later of the contract effective date or the contract anniversary date following the date the covered person reaches age 65, and:

(a)	During the waiting period and prior to any withdrawals — the RALP is established equal to 6% of purchase payments.

(b)	At any other time — the RALP is established equal to the ALP.

•	At the beginning of each contract year during the waiting period and prior to any withdrawals — the RALP is set equal to the total purchase payments, multiplied by 6%.

•	At the beginning of any other contract year — the RALP is set equal to ALP.

•	When you make additional purchase payments — each additional purchase payment increases the RALP by 6% of the amount of the purchase payment.

•	At step ups — (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

•	When you make any partial withdrawal — the RALP equals the RALP immediately prior to the partial withdrawal less the amount of the partial withdrawal, but not less than zero. If you withdrawal an amount greater than the RALP, ALP excess withdrawal processing is applied and the amount available for future partial withdrawals for the remainder of the contract’s life may be reduced by more than the amount of withdrawal. When determining if a withdrawal will result in excess withdrawal processing, the applicable RALP will not yet reflect the amount of the current withdrawal.

Step Up Date: The date any step up becomes effective, and depends on the type of step up being applied (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

Annual Step Up: Beginning with the first contract anniversary, an increase of the GBA, RBA, GBP, RBP, ALP, and/or RALP values may be available. A step up does not create contract value, guarantee the performance of any investment option, or

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provide a benefit that can be withdrawn or paid upon death. Rather, a step up determines the current values of the GBA, RBA, GBP, RBP, ALP, and RALP, and may extend the payment period or increase the allowable payment.

The annual step up is subject to the following rules:

•	The annual step up is available when the RBA or, if established, the ALP, would increase on the step up date.

•	Only one step up is allowed each contract year.

•	If you take any withdrawals during the waiting period, any previously applied step ups will be reversed and the Annual step up will not be available until the end of the waiting period.

•	If the application of the step up does not increase the rider charge, the annual step up will be automatically applied to your contract, and the step up date is the contract anniversary date.

•	If the application of the step up would increase the rider charge, the annual step up is not automatically applied. Instead, you have the option to step up for 30 days after the contract anniversary. If you exercise the elective annual step up option, you will pay the rider charge in effect on the step up date. If you wish to exercise the elective annual step up option, we must receive a request from you or your investment professional. The step up date is the date we receive your request to step up. If your request is received after the close of business, the step up date will be the next valuation day.

•	The ALP and RALP are not eligible for step ups until they are established. Prior to being established, the ALP and RALP values are both zero.

•	Please note it is possible for the ALP and RALP to step up even if the RBA or GBA do not step up, and it is also possible for the RBA and GBA to step up even if the ALP or RALP do not step up.

The annual step up resets the GBA, RBA, GBP, RBP, ALP and RALP values as follows:

•	The total RBA will be reset to the greater of the total RBA immediately prior to the step up date or the contract value on the step up date.

•	The total GBA will be reset to the greater of the total GBA immediately prior to the step up date or the contract value on the step up date.

•	The total GBP will be reset using the calculation as described above based on the increased GBA and RBA.

•	The total RBP will be reset as follows:

(a)	During the waiting period and prior to any withdrawals, the RBP will not be affected by the step up.

(b)	At any other time, the RBP will be reset as the increased GBP less all prior withdrawals made in the current contract year, but never less than zero.

•	The ALP will be reset to the greater of the ALP immediately prior to the step up date or 6% of the contract value on the step up date.

•	The RALP will be reset as follows:

(a)	During the waiting period and prior to any withdrawals, the RALP will not be affected by the step up.

(b)	At any other time, the RALP will be reset as the increased ALP less all prior withdrawals made in the current contract year, but not less than zero.

Spousal Option to Continue the Contract: If a surviving spouse elects to continue the contract, the Guarantor Withdrawal Benefit for Life rider also continues. When the spouse elects to continue the contract, any remaining waiting period is cancelled; the covered person will be re-determined and is the covered person referred to below; and the GBA, RBA, GBP, RBP, ALP and RALP values are affected as follows:

•	The GBA, RBA, and GBP values remain unchanged.

•	The RBP is automatically reset to the GBP less all prior withdrawals made in the current contract year, but not less than zero.

•	If the ALP has not yet been established and the new covered person has not yet reached age 65 as of the date of continuation — the ALP will be established on the contract anniversary following the date the covered person reaches age 65 as the lesser of the RBA or the contract anniversary value, multiplied by 6%. The RALP will be established on the same date equal to the ALP.

•	If the ALP has not yet been established but the new covered person is age 65 or older as of the date of continuation — the ALP will be established on the date of continuation as the lesser of the RBA or the contract value, multiplied by 6%. The RALP will be established on the same date in an amount equal to the ALP less all prior partial withdrawals made in the current contract year, but not less than zero.

•	If the ALP has been established but the new covered person has not yet reached age 65 as of the date of continuation — the ALP and RALP will be automatically reset to zero for the period of time beginning with the date of continuation and ending

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with the contract anniversary following the date the covered person reaches age 65. At the end of this time period, the ALP will be reset to the lesser of the RBA or the anniversary contract value, multiplied by 6%, and the RALP will be reset to equal the ALP.

•	If the ALP has been established and the new covered person is age 65 or older as of the date of continuation — the ALP will be automatically reset to the lesser of the current ALP or 6% of the contract value on the date of continuation. The RALP will be reset to the ALP less all prior withdrawals made in the current contract year, but not less than zero.

Please note that the lifetime withdrawal benefit amount may be reduced as a result of the spousal continuation.

Spousal Continuation Step Up: If a surviving spouse elects to continue the contract, another elective step up option becomes available. To exercise the step up, the spouse or the spouse’s investment professional must submit a request within 30 days of the date of continuation. The step up date is the date we receive the spouse’s request to step up. If the request is received after the close of business, the step up date will be the next valuation day. The GBA, RBA, GBP, RBP, ALP and RALP will be reset in the same fashion as the annual step up.

The spousal continuation step up is subject to the following rules:

•	If the spousal continuation step up option is exercised and we have increased the charge for the rider, the spouse will pay the charge that is in effect on the step up date.

It is our current administrative practice to process the spousal continuation step up as described in the next paragraph; however, we reserve the right to discontinue our administrative practice and will give you 30 days’ written notice of any such change.

At the time of spousal continuation, a step-up may be available. All annual step-up rules (see “Annual Step-Up” heading above), other than those that apply to the waiting period, also apply to the spousal continuation step-up. If the spousal continuation step-up is processed automatically, the step-up date is the valuation date spousal continuation is effective. If not, the spouse must elect the step up and must do so within 30 days of the spousal continuation date. If the spouse elects the spousal continuation step up, the step-up date is the valuation date we receive the spouse’s written request to step-up if we receive the request by the close of business on that day, otherwise the next valuation date.

If Contract Value Reduces to Zero: If the contract value reduces to zero and the total RBA remains greater than zero, you will be paid in the following scenarios:

1)	The ALP has not yet been established and the contract value is reduced to zero for any reason other than full withdrawal of the contract. In this scenario, you can choose to:

(a)	receive the remaining schedule of GBPs until the RBA equals zero; or

(b)	wait until the rider anniversary on/following the date the covered person reaches age 65, and then receive the ALP annually until the latter of (i) the death of the covered person, or (ii) the RBA is reduced to zero.

We will notify you of this option. If no election is made, the ALP will be paid.

2)	The ALP has been established and the contract value reduces to zero as a result of fees or charges, or a withdrawal that is less than or equal to both the RBP and the RALP. In this scenario, you can choose to receive:

(a)	the remaining schedule of GBPs until the RBA equals zero; or

(b)	the ALP annually until the latter of (i) the death of the covered person, or (ii) the RBA is reduced to zero. We will notify you of this option. If no election is made, the ALP will be paid.

3)	The ALP has been established and the contract value falls to zero as a result of a withdrawal that is greater than the RALP but less than or equal to the RBP. In this scenario, the remaining schedule of GBPs will be paid until the RBA equals zero.

4)	The ALP has been established and the contract value falls to zero as a result of a partial withdrawal that is greater than the RBP but less than or equal to the RALP. In this scenario, the ALP will be paid annually until the death of the covered person.

Under any of these scenarios:

•	The annualized amounts will be paid to you in the frequency you elect. You may elect a frequency offered by us at the time payments begin. Available payment frequencies will be no less frequent than annually;

•	We will no longer accept additional purchase payments;

•	You will no longer be charged for the rider;

•	Any attached death benefit riders will terminate; and

•	The death benefit becomes the remaining payments, if any, until the RBA is reduced to zero.

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The Guarantor Withdrawal Benefit for Life rider and the contract will terminate under either of the following two scenarios:

•	If the contract value falls to zero as a result of a withdrawal that is greater than both the RALP and the RBP. This is full withdrawal of the contract.

•	If the contract value falls to zero as a result of a withdrawal that is greater than the RALP but less than or equal to the RBP, and the total RBA is reduced to zero.

At Death: If the contract value is greater than zero when the death benefit becomes payable, the beneficiary may elect to take the death benefit as a lump sum under the terms of the contract (see “Benefits in Case of Death”) or the annuity payout option (see “Guaranteed Withdrawal Benefit Annuity Payout Option” heading below).

If the contract value equals zero and the death benefit becomes payable, the following will occur:

•	If the RBA is greater than zero and the owner has been receiving the GBP each year, the GBP will continue to be paid to the beneficiary until the RBA equals zero.

•	If the covered person dies and the RBA is greater than zero and the owner has been receiving the ALP each year, the ALP will continue to be paid to the beneficiary until the RBA equals zero.

•	If the covered person is still alive and the RBA is greater than zero and the owner has been receiving the ALP each year, the ALP will continue to be paid to the beneficiary until the later of the death of the covered person or the RBA equals zero.

•	If the covered person is still alive and the RBA equals zero and the owner has been receiving the ALP each year, the ALP will continue to be paid to the beneficiary until the death of the covered person.

•	If the covered person dies and the RBA equals zero, the benefit terminates. No further payments will be made.

Contract Ownership Change: If the contract changes ownership (see “Changing Ownership”), the covered person will be redetermined and is the covered person referred to below. The GBA, RBA, GBP, RBP values will remain unchanged and the ALP and RALP will be reset as follows. Our current administrative practice is to only reset the ALP and RALP if the covered person changes due to the ownership change.

•	If the ALP has not yet been established and the new covered person has not yet reached age 65 as of the ownership change date — the ALP and the RALP will be established on the contract anniversary following the date the covered person reaches age 65. The ALP will be set equal to the lesser of the RBA or the anniversary contract value, multiplied by 6%. If the anniversary date occurs during the waiting period and prior to a withdrawal, the RALP will be set to the lesser of the ALP or total purchase payments multiplied by 6%. If the anniversary date occurs at any other time, the RALP will be set to the ALP.

•	If the ALP has not yet been established but the new covered person is age 65 or older as of the ownership change date — the ALP and the RALP will be established on the ownership change date. The ALP will be set equal to the lesser of the RBA or the contract value, multiplied by 6%. If the ownership change date occurs during the waiting period and prior to a withdrawal, the RALP will be set equal to the lesser of the ALP or total purchase payments multiplied by 6%. If the ownership change date occurs at any other time, the RALP will be set equal to the ALP less all prior withdrawals made in the current contract year but not less than zero.

•	If the ALP has been established but the new covered person has not yet reached age 65 as of the ownership change date — the ALP and the RALP will be reset to zero for the period of time beginning with the ownership change date and ending with the contract anniversary following the date the covered person reaches age 65. At the end of this time period, the ALP will be reset to the lesser of the RBA or the anniversary contract value, multiplied by 6%. If the time period ends during the waiting period and prior to any withdrawals, the RALP will be reset to the lesser of the ALP or total purchase payments multiplied by 6%. If the time period ends at any other time, the RALP will be reset to the ALP.

•	If the ALP has been established and the new covered person is age 65 or older as of the ownership change date — the ALP and the RALP will be reset on the ownership change date. The ALP will be reset to the lesser of the current ALP or 6% of the contract value. If the ownership change date occurs during the waiting period and prior to a withdrawal, the RALP will be reset to the lesser of the ALP or total purchase payments multiplied by 6%. If the ownership change date occurs at any other time, the RALP will be reset to the ALP less all prior withdrawals made in the current contract year but not less than zero.

Please note that the lifetime withdrawal benefit amount may be reduced as a result of the ownership change.

Guaranteed Withdrawal Benefit Annuity Payout Option: Several annuity payout plans are available under the contract. As an alternative to these annuity payout plans, a fixed annuity payout option is available under the Guarantor Withdrawal Benefit for Life rider.

Under this option the amount payable each year will be equal to the remaining schedule of GBPs, but the total amount paid over the life of the annuity will not exceed the current total RBA at the time you begin this fixed annuity payout option. These

 140  RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

annualized amounts will be paid in the frequency that you elect. The frequencies will be among those offered by us at that time but will be no less frequent than annually. If, at the death of the owner, total payouts have been made for less than the RBA, the remaining payouts will be paid to the beneficiary (see “The Annuity Payout Period” and “Taxes”).

This option may not be available if the contract is issued to qualify under Section 403 or 408 of the Code, as amended. For such contracts, this option will be available only if the guaranteed payment period is less than the life expectancy of the owner at the time the option becomes effective. Such life expectancy will be computed under the mortality table we then use to determine current life annuity purchase rates under the contract to which this rider is attached.

This annuity payout option may also be elected by the beneficiary of a contract as a settlement option.

Whenever multiple beneficiaries are designated under the contract, each such beneficiary’s share of the proceeds if they elect this option will be in proportion to their applicable designated beneficiary percentage. Beneficiaries of nonqualified contracts may elect this settlement option subject to the distribution requirements of the contract. We reserve the right to adjust the future schedule of GBPs if necessary to comply with the Code.

RIDER TERMINATION
The Guarantor Withdrawal Benefit for Life rider cannot be terminated either by you or us except as follows:

1. Annuity payouts under an annuity payout plan will terminate the rider.

2. Termination of the contract for any reason will terminate the rider.

EXAMPLES OF THE WITHDRAWAL BENEFIT FOR LIFE

Example #1: Covered person has not reached age 65 at the time the contract and rider are purchased.

Assumptions:

•	You purchase the contract with a payment of $100,000.

•	You are the sole owner and also the annuitant. You are age 60.

•	You make no additional payments to the contract.

•	Automatic annual step-ups are applied each anniversary when available, where the contract value is greater than the RBA and/or 6% of the contract value is greater than the ALP. Applied annual step-ups are indicated in bold.

			Hypothetical
Contract			Assumed
Duration	Purchase	Partial	Contract	Basic Withdrawal Benefit						Lifetime Withdrawal Benefit
in Years	Payments	Withdrawals	Value	GBA		RBA		GBP	RBP	ALP			RALP

At Issue	$100,000	$ N/A	$100,000	$100,000		$100,000		$7,000	$7,000	$	N/A		$	N/A

0.5	0	7,000	92,000	100,000		93,000		7,000	0		N/A			N/A

1	0	0	91,000	100,000		93,000		7,000	7,000		N/A			N/A

1.5	0	7,000	83,000	100,000		86,000		7,000	0		N/A			N/A

2	0	0	81,000	100,000		86,000		7,000	7,000		N/A			N/A

5	0	0	75,000	100,000		86,000		7,000	7,000		5,160	(1)		5,160	(1)

5.5	0	5,160	70,000	100,000		80,840		7,000	1,840		5,160			0

6	0	0	69,000	100,000		80,840		7,000	7,000		5,160			5,160

6.5	0	7,000	62,000	100,000		73,840		7,000	0		3,720	(2)		0

7	0	0	70,000	100,000		73,840		7,000	7,000		4,200			4,200

7.5	0	10,000	51,000	51,000	(3)	51,000	(3)	3,570	0		3,060	(3)		0

8	0	0	55,000	55,000		55,000		3,850	3,850		3,300			3,300

At this point, assuming no additional activity (step ups, excess withdrawals, purchase payments, spousal continuation or contract ownership change), you can continue to withdrawal up to either the GBP of $3,850 each year until the RBA is reduced to zero, or the ALP of $3,300 each year until the later of your death or the RBA is reduced to zero.

(1)	The ALP and RALP are established on the contract anniversary date following the date the covered person reaches age 65.
(2)	The $7,000 withdrawal is greater than the $5,160 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the ALP, resetting the ALP to the lesser of the prior ALP or 6% of the contract value following the withdrawal.
(3)	The $10,000 withdrawal is greater than both the $7,000 RBP allowed under the basic withdrawal benefit and the $4,200 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the GBA, RBA, and ALP. The GBA is reset to the lesser of the prior GBA or the contract value following the withdrawal. The RBA is reset to the lesser of the prior RBA less the withdrawal or the contract value following the withdrawal. The ALP is reset to the lesser of the prior ALP or 6% of the contract value following the withdrawal.

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Example #2: Covered person has reached 65 at the time the contract and rider are purchased.

Assumptions:

•	You purchase the contract with a payment of $100,000.

•	You are the sole owner and also the annuitant. You are age 65.

•	You make no additional payments to the contract.

•	Automatic annual step-ups are applied each anniversary when available, where the contract value is greater than the RBA and/or 6% of the contract value is greater than the ALP. Applied annual step-ups are indicated in bold.

			Hypothetical
Contract			Assumed
Duration	Purchase	Partial	Contract	Basic Withdrawal Benefit							Lifetime Withdrawal Benefit
in Years	Payments	Withdrawals	Value	GBA		RBA		GBP	RBP		ALP		RALP

At Issue	$100,000	$ N/A	$100,000	$100,000		$100,000		$7,000	$7,000		$6,000		$6,000

1	0	0	105,000	105,000		105,000		7,350	7,000	(1)	6,300		6,000	(1)

2	0	0	110,000	110,000		110,000		7,700	7,000	(1)	6,600		6,000	(1)

3	0	0	110,000	110,000		110,000		7,700	7,700	(2)	6,600		6,600	(2)

3.5	0	6,600	110,000	110,000		103,400		7,700	1,100		6,600		0

4	0	0	115,000	115,000		115,000		8,050	8,050		6,900		6,900

4.5	0	8,050	116,000	115,000		106,950		8,050	0		6,900	(3)	0

5	0	0	120,000	120,000		120,000		8,400	8,400		7,200		7,200

5.5	0	10,000	122,000	120,000	(4)	110,000	(4)	8,400	0		7,200	(4)	0

6	0	0	125,000	125,000		125,000		8,750	8,750		7,500		7,500

At this point, assuming no additional activity (step ups, excess withdrawals, purchase payments, spousal continuation or contract ownership change), you can continue to withdrawal up to either the GBP of $8,750 each year until the RBA is reduced to zero, or the ALP of $7,500 each year until the later of your death or the RBA is reduced to zero.

(1)	The annual step-up has not been applied to the RBP or RALP because any withdrawal after step up during the waiting period would reverse any prior step ups prior to determining if the withdrawal is excess. Therefore, during the waiting period, the RBP is the amount you can withdrawal without incurring the GBA and RBA excess withdrawal processing, and the RALP is the amount you can withdrawal without incurring the ALP excess withdrawal processing.
(2)	On the third anniversary (after the end of the waiting period), the RBP and RALP are set equal to the GBP and ALP, respectively.
(3)	The $8,050 withdrawal is greater than the $6,900 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the ALP, resetting the ALP to the lesser of the prior ALP or 6% of the contract value following the withdrawal.
(4)	The $10,000 withdrawal is greater than both the $8,400 RBP allowed under the basic withdrawal benefit and the $7,200 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the GBA, RBA, and ALP. The GBA is reset to the lesser of the prior GBA or the contract value following the withdrawal. The RBA is reset to the lesser of the prior RBA less the withdrawal or the contract value following the withdrawal. The ALP is reset to the lesser of the prior ALP or 6% of the contract value following the withdrawal.

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Appendix J: Guarantor Withdrawal Benefit Rider

GUARANTOR WITHDRAWAL BENEFIT RIDER
We have offered two versions of the Guarantor Withdrawal Benefit that have been referred to in previous disclosure as Rider A and Rider B. The description of the Guarantor Withdrawal Benefit in this section applies to both Rider A and Rider B, unless noted otherwise. Rider B is no longer available for purchase.

The Guarantor Withdrawal Benefit is an optional benefit that was offered for an additional annual charge if(1):

Rider A

•	your contract application was signed on or after April 30, 2005 in those states where the SecureSource rider and/or the Guarantor Withdrawal Benefit for Life rider are/were not available;

•	you and the annuitant were 79 or younger on the date the contract was issued.

Rider B (no longer available for purchase)

•	your contract application was signed prior to April 29, 2005;

•	the rider was available in your state; and

•	you and the annuitant were 79 or younger on the date the contract was issued.

(1)	The Guarantor Withdrawal Benefit is not available under an inherited qualified annuity.

You must elect the Guarantor Withdrawal Benefit rider when you purchase your contract (original rider). The original rider you receive at contract issue offers an elective annual step-up and any withdrawal after a step up during the first three years is considered an excess withdrawal, as described below. The rider effective date of the original rider is the contract issue date.

We will offer you the option of replacing the original rider with a new Guarantor Withdrawal Benefit (enhanced rider), if available in your state. The enhanced rider offers an automatic annual step-up and a withdrawal after a step up during the first three years is not necessarily an excess withdrawal, as described below. The effective date of the enhanced rider will be the contract issue date except for the automatic step-up which will apply to contract anniversaries that occur after you accept the enhanced rider. The descriptions below apply to both the original and enhanced riders unless otherwise noted.

The Guarantor Withdrawal Benefit initially provides a guaranteed minimum withdrawal benefit that gives you the right to take limited partial withdrawals in each contract year that over time will total an amount equal to your purchase payments. Certain withdrawals and step ups, as described below, can cause the initial guaranteed withdrawal benefit to change. The guarantee remains in effect if your partial withdrawals in a contract year do not exceed the allowed amount. As long as your withdrawals in each contract year do not exceed the allowed amount, you will not be assessed a surrender charge. Under the original rider, the allowed amount is the Guaranteed Benefit Payment (GBP — the amount you may withdrawal under the terms of the rider in each contract year, subject to certain restrictions prior to the third contract anniversary, as described below). Under the enhanced rider, the allowed amount is equal to 7% of purchase payments for the first three years, and the GBP in all other years.

If you surrender an amount greater than the allowed amount in a contract year, we call this an “excess withdrawal” under the rider. If you make an excess withdrawal under the rider:

•	withdrawal charges, if applicable, will apply only to the amount of the withdrawal that exceeds the allowed amount;

•	the guaranteed benefit amount will be adjusted as described below; and

•	the remaining benefit amount will be adjusted as described below.

For a partial withdrawal that is subject to a surrender charge, the amount we actually deduct from your contract value will be the amount you request plus any applicable surrender charge (see “Charges — Surrender Charge”). Market value adjustments, if applicable, will also be made (see “Guarantee Period Accounts (GPAs) — Market Value Adjustment”). We pay you the amount you request. Any partial withdrawals you take under the contract will reduce the value of the death benefits (see “Benefits in Case of Death”). Upon full withdrawal of the contract, you will receive the remaining contract value less any applicable charges (see “Surrenders”).

Once elected, the Guarantor Withdrawal Benefit rider may not be cancelled and the fee will continue to be deducted until the contract is terminated, the contract value reduces to zero (described below) or the annuitization start date. If you select the Guarantor Withdrawal Benefit rider, you may not select an Income Assurer Benefit rider or the Accumulation Protector Benefit rider. If you exercise the annual step up election (see “Elective Step Up” and “Annual Step Up” below), the special spousal continuation step up election (see “Spousal Continuation and Special Spousal Continuation Step Up” below) or change your Portfolio Navigator model portfolio, the rider charge may change (see “Charges”).

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You should consider whether the Guarantor Withdrawal Benefit is appropriate for you because:

•	Use of Portfolio Navigator Program Required: You must participate in the Portfolio Navigator program if you purchase a contract on or after May 1, 2006 with this rider (see “Making the Most of Your Contract — Portfolio Navigator Program”). If you selected this Guarantor Withdrawal Benefit rider before May 1, 2006, you must participate in the asset allocation program (see “Appendix H: Asset Allocation Program for Contracts Purchased Before May 1, 2006”), however, you may have elected to participate in the Portfolio Navigator program after May 1, 2006. The Portfolio Navigator program and the asset allocation program limit your choice of subaccounts, one-year fixed account and GPAs (if available) to the PN program investment options or those that are in the investment option you have selected. This means you will not be able to allocate contract value to all of the subaccounts, GPAs or the one-year fixed account that are available under the contract to contract owners who do not elect this rider. You may allocate purchase payments to the DCA fixed account, when available, and we will make monthly transfers into the investment option you have chosen.

•	Limitations on Purchase Payments: We reserve the right to limit the cumulative amount of purchase payments, subject to state restrictions. For current purchase payment limitations, please see “Buying Your Contract — Purchase Payments”.

•	Interaction with the Total Free Amount (FA) contract provision: The FA is the amount you are allowed to withdrawal in each contract year without incurring a withdrawal charge (see “Charges — Surrender Charge”). The FA may be greater than GBP under this rider. Any amount you withdrawal in a contract year under the contract’s FA provision that exceeds the GBP is subject to the excess withdrawal processing for the GBA and RBA described below.

•	Rider A — Limitations on Purchase of Other Riders under this Contract: If you select the Guarantor Withdrawal Benefit rider, you may not elect the Accumulation Protector Benefit rider.

•	Non-Cancelable: Once elected, the Guarantor Withdrawal Benefit rider may not be cancelled and the fee will continue to be deducted until the contract is terminated, the contract value reduces to zero (described below) or after the annuitization start date.

You should consult your tax advisor if you have any questions about the use of this rider in your tax situation:

•	Tax Considerations for Non-Qualified Annuities: Under current federal income tax law, withdrawals under nonqualified annuities, including partial withdrawals taken from the contract under the terms of this rider, are treated less favorably than amounts received as annuity payments under the contract (see “Taxes — Nonqualified Annuities”). Withdrawals are taxable to the extent of earnings. Withdrawals before age 59 1/2 may also incur a 10% IRS early withdrawal penalty.

•	Tax Considerations for Qualified Annuities: Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract (see “Taxes — Qualified Annuities — Required Minimum Distributions”). If you have a qualified annuity, you may need to take an RMD. If you make a withdrawal in any contract year to satisfy an RMD, this may constitute an excess withdrawal, as defined below, and the excess withdrawal processing described below will apply. Under the terms of the enhanced rider, we allow you to satisfy the RMD based on the life expectancy RMD for your contract and the requirements of the Code and regulations in effect when you purchase your contract, without the withdrawal being treated as an excess withdrawal. It is our current administrative practice to make the same accommodation under the original rider, however, we reserve the right to discontinue our administrative practice and will give you 30 days’ written notice of any such change.

For owners subject to annual RMD rules under Section 401(a)(9) of the Code, the amounts you withdrawal each year from this contract to satisfy these rules are not subject to excess withdrawal processing under the terms of the rider subject to the following rules and our current administrative practice:

(1)	If your Annual Life Expectancy Required Minimum Distribution Amount (ALERMDA) is greater than the RBP from the beginning of the current contract year, an Additional Benefit Amount (ABA) will be set equal to that portion of your ALERMDA that exceeds the RBP.

(2)	Any withdrawals taken in a contract year will count first against and reduce the RBP for that contract year.

(3)	Once the RBP for the current contract year has been depleted, any additional amounts surrendered will count against and reduce any ABA. These withdrawals will not be considered excess withdrawals as long as they do not exceed the remaining ABA.

(4)	Once the ABA has been depleted, any additional withdrawal amounts will be considered excess withdrawals and will initiate the excess withdrawal processing described in the Guarantor Withdrawal Benefit rider.

The Annual Life Expectancy Required Minimum Distribution Amount (ALERMDA) is:

(1)	determined by us each calendar year;

(2)	based solely on the value of the contract to which the Guarantor Withdrawal Benefit rider is attached as of the date we make the determination; and

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(3)	based on the company’s understanding and interpretation of the requirements for life expectancy distributions intended to satisfy the required minimum distribution rules under Section 401(a)(9) and the Treasury Regulations promulgated thereunder, as applicable, on the effective date of this prospectus to:

1. an individual retirement annuity (Section 408(b));

2. a Roth individual retirement account (Section 408A);

3. a Simplified Employee Pension plan (Section 408(k));

4. a tax-sheltered annuity rollover (Section 403(b)).

We reserve the right to discontinue our administrative practice described above and will give you 30 days’ written notice of any such change.

In the future, the requirements under the Code for such distributions may change and the life expectancy amount calculation provided under your Guarantor Withdrawal Benefit rider may not be sufficient to satisfy the requirements under the Code for these types of distributions. In such a situation, amounts withdrawal to satisfy such distribution requirements will exceed your RBP amount and may result in the reduction of your GBA and RBA as described under the excess withdrawal provision of the rider.

Please note that RMD rules follow the calendar year which most likely does not coincide with your contract year and therefore may limit when you can take your RMD and not subject to excess withdrawal processing.

In cases where the Code does not allow the life expectancy of a natural person to be used to calculate the required minimum distribution amount (e.g. ownership by a trust or a charity), we will calculate the life expectancy RMD amount calculated by us as zero in all years. The life expectancy required minimum distribution amount calculated by us will also equal zero in all years.

•	Limitations on TSAs: Your right to take withdrawals is restricted if your contract is a TSA (see “TSA — Special Provisions”). You should consult your tax advisor before you select this optional rider if you have any questions about the use of this rider in your tax situation.

The terms “Guaranteed Benefit Amount” and “Remaining Benefit Amount” are described below. Each is used in the operation of the GBP, the RBP, the elective step up, the annual step up, the special spousal continuation step up and the Guaranteed Withdrawal Benefit Annuity Payout Option.

Guaranteed Benefit Amount
The Guaranteed Benefit Amount (GBA) is equal to the initial purchase payment, adjusted for subsequent purchase payments, partial withdrawals in excess of the GBP, and step ups. The maximum GBA is $5,000,000.

The GBA is determined at the following times:

•	At contract issue — the GBA is equal to the initial purchase payment;

•	When you make additional purchase payments — each additional purchase payment has its own GBA equal to the amount of the purchase payment. The total GBA when an additional purchase payment is added is the sum of the individual GBAs immediately prior to the receipt of the additional purchase payment, plus the GBA associated with the additional purchase payment;

•	At step up — (see “Elective Step Up” and “Annual Step Up” headings below).

•	When you make a partial withdrawal:

(a)	and all of your withdrawals in the current contract year, including the current withdrawal, are less than or equal to the GBP — the GBA remains unchanged. Note that if the partial withdrawal is taken during the first three years, the GBA and the GBP are calculated after the reversal of any prior step ups;

(b)	and all of your withdrawals in the current contract year, including the current withdrawal, are greater than the GBP — the following excess withdrawal procedure will be applied to the GBA. Note that if the partial withdrawal is taken during the first three years, the GBA and the GBP are calculated after the reversal of any prior step ups:

(c)	under the original rider in a contract year after a step up but before the third contract anniversary — the following excess withdrawal procedure will be applied to the GBA. Note that if the partial withdrawal is taken during the first three years, the GBA and the GBP are calculated after the reversal of any prior step ups:

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GBA EXCESS WITHDRAWAL PROCEDURE
The total GBA will automatically be reset to the lesser of (a) the total GBA immediately prior to the withdrawal; or (b) the contract value immediately following the withdrawal. If there have been multiple purchase payments, each payment’s GBA after the withdrawal will be reset to equal that payment’s RBA after the withdrawal plus (a) times (b), where:

(a)	is the ratio of the total GBA after the withdrawal less the total RBA after the withdrawal to the total GBA before the withdrawal less the total RBA after the withdrawal; and

(b)	is each payment’s GBA before the withdrawal less that payment’s RBA after the withdrawal.

Remaining Benefit Amount
The remaining benefit amount (RBA) at any point is the total guaranteed amount available for future partial withdrawals. The maximum RBA is $5,000,000.

The RBA is determined at the following times:

•	At contract issue — the RBA is equal to the initial purchase payment;

•	When you make additional purchase payments — each additional purchase payment has its own RBA equal to the amount of the purchase payment. The total RBA when an additional purchase payment is added is the sum of the individual RBAs immediately prior to the receipt of the additional purchase payment, plus the RBA associated with the additional payment;

•	At step up — (see “Elective Step Up” and “Annual Step Up” headings below).

•	When you make a partial withdrawal:

(a)	and all of your withdrawals in the current contract year, including the current withdrawal, are less than or equal to the GBP — the RBA becomes the RBA immediately prior to the partial withdrawal, less the partial withdrawal. Note that if the partial withdrawal is taken during the first three years, the RBA and the GBP are calculated after the reversal of any prior step ups;

(b)	and all of your withdrawals in the current contract year, including the current withdrawal, are greater than the GBP — the following excess withdrawal procedure will be applied to the RBA. Note that if the partial withdrawal is taken during the first three years, the RBA and the GBP are calculated after the reversal of any prior step ups;

(c)	under the original rider after a step up but before the third contract anniversary — the following excess withdrawal procedure will be applied to the RBA. Note that if the partial withdrawal is taken during the first three years, the RBA and the GBP are calculated after the reversal of any prior step ups;

RBA EXCESS WITHDRAWAL PROCEDURE
The RBA will automatically be reset to the lesser of (a) the contract value immediately following the withdrawal, or (b) the RBA immediately prior to the withdrawal, less the amount of the withdrawal.

If there have been multiple purchase payments, any reduction of the RBA will be taken out of each payment’s RBA in the following manner:

The withdrawal amount up to the remaining benefit payment (defined below) is taken out of each RBA bucket in proportion to its remaining benefit payment at the time of the withdrawal; and the withdrawal amount above the remaining benefit payment and any amount determined by the excess withdrawal procedure are taken out of each RBA bucket in proportion to its RBA at the time of the withdrawal.

Guaranteed Benefit Payment
Under the original rider, the GBP is the amount you may withdrawal under the terms of the rider in each contract year, subject to certain restrictions prior to the third anniversary.

Under the enhanced rider, the GBP is the withdrawal amount that you are entitled to take each contract year after the third anniversary until the RBA is depleted.

Rider A: Under the original rider, the GBP is equal to 7% of the GBA. Under the enhanced rider, the GBP is the lesser of (a) 7% of the GBA, or (b) the RBA. Under both the original and enhanced riders, if you withdrawal less than the GBP in a contract year, there is no carry over to the next contract year.

Rider B: Under both the original and enhanced riders, the GBP is the lesser of (a) 7% of the GBA; or (b) the RBA. If you withdrawal less than the GBP in a contract year, there is no carry over to the next contract year.

Remaining Benefit Payment
Under the original rider, at the beginning of each contract year, the remaining benefit payment (RBP) is set as the lesser of (a) the GBP, or (b) the RBA.

 146  RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

Under the enhanced rider, at the beginning of each contract year, during the first three years and prior to any withdrawal, the RBP for each purchase payment is set equal to that purchase payment, multiplied by 7%. At the beginning of any other contract year, each individual RBP is set equal to each individual GBP.

Each additional purchase payment has its own RBP established equal to that payment’s GBP. The total RBP is equal to the sum of the individual RBPs.

Whenever a partial withdrawal is made, the RBP equals the RBP immediately prior to the partial withdrawal less the amount of the partial withdrawal, but not less than zero.

Elective Step Up (under the original rider only)
You have the option to increase the RBA, the GBA, the GBP and the RBP beginning with the first contract anniversary. An annual elective step up option is available for 30 days after the contract anniversary. The elective step up option allows you to step up the remaining benefit amount and guaranteed benefit amount to the contract value on the valuation date we receive your written request to step up.

The elective step up is subject to the following rules:

•	if you do not take any withdrawals during the first three years, you may step up annually beginning with the first contract anniversary;

•	if you take any withdrawals during the first three years, the annual elective step up will not be available until the third contract anniversary;

•	if you step up but then take a withdrawal prior to the third contract anniversary, you will lose any prior step ups and the withdrawal will be considered an excess withdrawal subject to the GBA and RBA excess withdrawal processing discussed under the “Guaranteed Benefit Amount” and “Remaining Benefit Amount” headings above; and

•	you may take withdrawals on or after the third contract anniversary without reversal of previous step ups.

You may elect a step up only once each contract year within 30 days after the contract anniversary. Once a step up has been elected, another step up may not be elected until the next contract anniversary.

Rider A: You may only step up if your contract value on the valuation date we receive your written request to step up is greater than the RBA. The elective step up will be determined as follows:

•	The effective date of the elective step up is the valuation date we receive your written request to step up.

•	The RBA will be increased to an amount equal to the contract value on the valuation date we receive your written request to step up.

•	The GBA will be increased to an amount equal to the greater of (a) the GBA immediately prior to the elective step up; or (b) the contract value on the valuation date we receive your written request to step up.

•	The GBP will be increased to an amount equal to the greater of (a) the GBP immediately prior to the elective step up; or (b) 7% of the GBA after the elective step up.

•	The RBP will be increased to the lesser of (a) the RBA after the elective step up; or (b) the GBP after the elective step up less any withdrawals made during that contract year.

Rider B: You may only step up if your contract anniversary value is greater than the RBA. The elective step up will be determined as follows:

•	The effective date of the elective step up is the contract anniversary.

•	The RBA will be increased to an amount equal to the contract anniversary value.

•	The GBA will be increased to an amount equal to the greater of (a) the GBA immediately prior to the elective step up; or (b) the contract anniversary value.

•	The GBP will be increased to an amount equal to the greater of (a) the GBP immediately prior to the elective step up; or (b) 7% of the GBA after the elective step up.

•	The RBP will be increased to the lesser of (a) the RBA after the elective step up; or (b) the GBP after the elective step up.

Annual Step Up (under the enhanced rider only)
Beginning with the first contract anniversary after you accept the enhanced rider, an increase of the RBA, the GBA, the GBP and the RBP may be available. A step up does not create contract value, guarantee performance of any investment options, or provide a benefit that can be withdrawn or paid upon death. Rather, a step up determines the current values of the GBA, RBA, GBP and RBP, and may extend the payment period or increase allowable payment.

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The annual step up is subject to the following rules:

•	The annual step up is available when the RBA would increase on the step up date. The applicable step up date depends on whether the annual step up is applied on an automatic or elective basis.

•	If the application of the step does not increase the rider charge, the annual step up will be automatically applied to your contract and the step up date is the contract anniversary date.

•	If the application of the step up would increase the rider charge, the annual step up is not automatically applied. Instead, you have the option to step up for 30 days after the contract anniversary. If you exercise the elective annual step up option, you will pay the rider charge in effect on the step up date. If you wish to exercise the elective annual step up option, we must receive a request from you or your investment professional. The step up date is the date we receive your request to step up. If your request is received after the close of business, the step up date will be the next valuation day.

•	Only one step up is allowed each contract year.

•	If you take any withdrawals during the first three years, any previously applied step ups will be reversed and the annual step up will not be available until the third contract anniversary;

•	You may take withdrawals on or after the third contract anniversary without reversal of previous step ups.

The annual step up will be determined as follows:

•	The RBA will be increased to an amount equal to the contract value on the step up date.

•	The GBA will be increased to an amount equal to the greater of (a) the GBA immediately prior to the annual step up; or (b) the contract value on the step up date.

•	The GBP will be calculated as described earlier, but based on the increased GBA and RBA.

•	The RBP will be reset as follows:

(a)	Prior to any withdrawals during the first three years, the RBP will not be affected by the step up.

(b)	At any other time, the RBP will be reset as the increased GBP less all prior withdrawals made during the current contract year, but never less than zero.

Spousal Continuation and Special Spousal Continuation Step Up
If a surviving spouse elects to continue the contract, this rider also continues. The spousal continuation step up is in addition to the elective step up or the annual step up. When a spouse elects to continue the contract, any rider feature processing particular to the first three years of the contract as described in this prospectus no longer applies. The GBA, RBA and GBP values remain unchanged. The RBP is automatically reset to the GBP less all prior withdrawals made in the current contract year, but not less than zero.

Rider A: A surviving spouse may elect a spousal continuation step up by written request within 30 days following the spouse’s election to continue the contract. This step up may be made even if withdrawals have been taken under the contract during the first three years. Under this step up, the RBA will be reset to the greater of the RBA or the contract value on the valuation date we receive the spouse’s written request to step up; the GBA will be reset to the greater of the GBA or the contract value on the same valuation date. If a spousal continuation step up is elected and we have increased the charge for the rider for new contract owners, the spouse will pay the charge that is in effect on the valuation date we receive the written request to step up.

It is our current administrative practice to process the spousal continuation step up as described in the next paragraph; however, we reserve the right to discontinue our administrative practice and will give you 30 days’ written notice of any such change.

At the time of spousal continuation, a step-up may be available. All annual step-up rules (see “Annual Step-Up” heading above), other than those that apply to the waiting period, also apply to the spousal continuation step-up. If the spousal continuation step-up is processed automatically, the step-up date is the valuation date spousal continuation is effective. If not, the spouse must elect the step up and must do so within 30 days of the spousal continuation date. If the spouse elects the spousal continuation step up, the step-up date is the valuation date we receive the spouse’s written request to step-up if we receive the request by the close of business on that day, otherwise the next valuation date.

Rider B: A spousal continuation step up occurs automatically when the spouse elects to continue the contract. The rider charge will not change upon this automatic step up. Under this step up, the RBA will be reset to the greater of the RBA on the valuation date we receive the spouse’s written request to continue the contract and the death benefit that would otherwise have been paid; the GBA will be reset to the greater of the GBA on the valuation date we receive the spouse’s written request to continue the contract and the death benefit that would otherwise have been paid.

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Guaranteed Withdrawal Benefit Annuity Payout Option
Several annuity payout plans are available under the contract. As an alternative to these annuity payout plans, a fixed annuity payout option is available under the Guarantor Withdrawal Benefit.

Under this option the amount payable each year will be equal to the remaining schedule of GBPs, but the total amount paid over the life of the annuity will not exceed the current total RBA at the time you begin this fixed annuity option. These annualized amounts will be paid in the frequency that you elect. The frequencies will be among those offered by us at that time but will be no less frequent than annually. If, at the death of the owner, total payments have been made for less than the RBA, the remaining payments will be paid to the beneficiary (see “The Annuity Payout Period” and “Taxes”).

This annuity payout option may also be elected by the beneficiary of a contract as a settlement option. Whenever multiple beneficiaries are designated under the contract, each such beneficiary’s share of the proceeds if they elect this option will be in proportion to their applicable designated beneficiary percentage. Beneficiaries of nonqualified contracts may elect this settlement option subject to the distribution requirements of the contract. We reserve the right to adjust the remaining schedule of GBPs if necessary to comply with the Code.

If Contract Value Reduces to Zero
If the contract value reduces to zero and the RBA remains greater than zero, the following will occur:

•	you will be paid according to the annuity payout option described above;

•	we will no longer accept additional purchase payments;

•	you will no longer be charged for the rider;

•	any attached death benefit riders will terminate; and

•	the death benefit becomes the remaining payments under the annuity payout option described above.

If the contract value falls to zero and the RBA is depleted, the Guarantorsm Withdrawal Benefit rider and the contract will terminate.

EXAMPLE OF THE GUARANTOR WITHDRAWAL BENEFIT (applies to Rider A and Rider B)

Assumption:

•	You purchase the contract with a payment of $100,000.

The Guaranteed Benefit Amount (GBA) equals your purchase payment:	$100,000
The Guaranteed Benefit Payment (GBP) equals 7% of your GBA:
0.07 × $100,000 =	$7,000
The Remaining Benefit Amount (RBA) equals your purchase payment:	$100,000
On the first contract anniversary the contract value grows to $110,000. You decide to step up your benefit.
The RBA equals 100% of your contract value:	$110,000
The GBA equals 100% of your contract value:	$110,000
The GBP equals 7% of your stepped-up GBA:
0.07 × $110,000 =	$7,700
During the fourth contract year you decide to take a partial withdrawal of $7,700.
You took a partial withdrawal equal to your GBP, so your RBA equals the prior RBA less the amount of the partial withdrawal:
$110,000 − $7,700 =	$102,300
The GBA equals the GBA immediately prior to the partial withdrawal:	$110,000
The GBP equals 7% of your GBA:
0.07 × $110,000 =	$7,700
On the fourth contract anniversary you make an additional purchase payment of $50,000.
The new RBA for the contract is equal to your prior RBA plus 100% of the additional purchase payment:
$102,300 + $50,000 =	$152,300
The new GBA for the contract is equal to your prior GBA plus 100% of the additional purchase payment:
$110,000 + $50,000 =	$160,000

RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 149

The new GBP for the contract is equal to your prior GBP plus 7% of the additional purchase payment:
$7,700 + $3,500 =	$11,200
On the fifth contract anniversary your contract value grows to $200,000. You decide to step up your benefit.
The RBA equals 100% of your contract value:	$200,000
The GBA equals 100% of your contract value:	$200,000
The GBP equals 7% of your stepped-up GBA:
0.07 × $200,000 =	$14,000
During the seventh contract year your contract value grows to $230,000. You decide to take a partial withdrawal of $20,000. You took more than your GBP of $14,000 so your RBA gets reset to the lesser of:

(1) your contract value immediately following the partial withdrawal; $230,000 − $20,000 =	$210,000
OR
(2) your prior RBA less the amount of the partial withdrawal. $200,000 − $20,000 =	$180,000
Reset RBA = lesser of (1) or (2) =	$180,000
The GBA gets reset to the lesser of:
(1) your prior GBA	$200,000
OR
(2) your contract value immediately following the partial withdrawal; $230,000 − $20,000 =	$210,000
Reset GBA = lesser of (1) or (2) =	$200,000
The Reset GBP is equal to 7% of your Reset GBA:
0.07 × $200,000 =	$14,000
During the eight contract year your contract value falls to $175,000. You decide to take a partial withdrawal of $25,000. You took more than your GBP of $14,000 so your RBA gets reset to the lesser of:

(1) your contract value immediately following the partial withdrawal; $175,000 − $25,000 =	$150,000
OR
(2) your prior RBA less the amount of the partial withdrawal. $180,000 − $25,000 =	$155,000
Reset RBA = lesser of (1) or (2) =	$150,000
The GBA gets reset to the lesser of:
(1) your prior GBA;	$200,000
OR
(2) your contract value immediately following the partial withdrawal; $175,000 − $25,000 =	$150,000
Reset GBA = lesser of (1) or (2) =	$150,000
The Reset GBP is equal to 7% of your Reset GBA:
0.07 × $150,000 =	$10,500

 150  RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

Appendix K: Income Assurer Benefit Riders

INCOME ASSURER BENEFIT RIDERS
The following three optional Income Assurer Benefit riders were available under your contract if you purchased your contract prior to May 1, 2007. These riders are no longer available for purchase.

•	Income Assurer Benefit – MAV;

•	Income Assurer Benefit – 5% Accumulation Benefit Base; or

•	Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base.

The Income Assurer Benefit riders are intended to provide you with a guaranteed minimum income regardless of the volatility inherent in the investments in the subaccounts. The riders benchmark the contract growth at each anniversary against several comparison values and set the guaranteed income benefit base (described below) equal to the largest value. The guaranteed income benefit base, less any applicable premium tax, is the value we apply to the guaranteed annuity purchase rates stated in Table B of the contract to calculate the minimum annuity payouts you will receive if you exercise the rider. If the guaranteed income benefit base is greater than the contract value, the guaranteed income benefit base may provide a higher annuity payout level than is otherwise available. However, the riders use guaranteed annuity purchase rates which may result in annuity payouts that are less than those using the annuity purchase rates that we may apply at annuitization under the standard contract provisions. Therefore, the level of income provided by the riders may be less than the contract otherwise provides. If the annuity payouts through the standard contract provisions are more favorable than the payouts available through the riders, you will receive the higher standard payout option. The guaranteed income benefit base does not create contract value or guarantee the performance of any investment option.

The general information in this section applies to each Income Assurer Benefit rider.

Here are some general terms that are used to describe the Income Assurer Benefit riders in the sections below:

Guaranteed Income Benefit Base: The guaranteed income benefit base is the value that will be used to determine minimum annuity payouts when the rider is exercised. It is an amount we calculate, depending on the Income Assurer Benefit rider you choose, that establishes a benefit floor. When the benefit floor amount is greater than the contract value, there may be a higher annuitization payout than if you annuitized your contract without the Income Assurer Benefit. Your annuitization payout will never be less than that provided by your contract value.

Excluded Investment Options: These investment options are listed in your contract under contract data and will include the Columbia Variable Portfolio – Cash Management Fund and, if available under your contract, the GPAs and/or the one-year fixed account. Excluded investment options are not used in the calculation of this riders’ variable account floor for the Income Assurer Benefit – 5% Accumulation Benefit Base and the Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base.

Excluded Payments: These are purchase payments paid in the last five years before exercise of the benefit, which we reserve the right to exclude from the calculation of the guaranteed income benefit base.

Proportionate Adjustments for Partial Withdrawals: These are calculated as the product of (a) times (b) where:

(a)	is the ratio of the amount of the partial withdrawal (including any surrender charges or MVA) to the contract value on the date of (but prior to) the partial withdrawal; and

(b)	is the benefit on the date of (but prior to) the partial withdrawal.

Protected Investment Options: All investment options available under this contract that are not defined as Excluded Investment options under contract data are known as protected investment options for purposes of this rider and are used in the calculation of the variable account floor for the Income Assurer Benefit – 5% Accumulation Benefit Base and the Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base.

Waiting Period: This rider can only be exercised after the expiration of a 10-year waiting period. We reserve the right to restart the waiting period if you elect to change your PN program investment option to one that causes the rider charge to increase.

The following are general provisions that apply to each Income Assurer Benefit:

Exercising the Rider
Rider exercise conditions are:

•	you may only exercise the Income Assurer Benefit rider within 30 days after any contract anniversary following the expiration of the waiting period;

•	the annuitant on the annuitization start date must be between 50 to 86 years old; and

RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 151

•	you can only take an annuity payment in one of the following annuity payout plans:

Plan A — Life Annuity – No Refund;

Plan B — Life Annuity with Ten or Twenty Years Certain;

Plan D —	Joint and Last Survivor Life Annuity – No Refund; Joint and Last Survivor Life Annuity with Twenty Years Certain; or

Plan E — Twenty Years Certain.

After the expiration of the waiting period, the Income Assurer Benefit rider guarantees a minimum amount of fixed annuity lifetime income during annuitization or the option of variable annuity payouts with a guaranteed minimum initial payout or a combination of the two options.

If your contract value falls to zero as the result of adverse market performance or the deduction of fees and/or charges at any time, the contract and all its riders, including this rider, will terminate without value and no benefits will be paid on account of such termination. Exception: if you are still living, and the annuitant is between 50 and 86 years old, an amount equal to the guaranteed income benefit base will be paid to you under the annuity payout plan and frequency that you select, based upon the fixed or variable annuity payouts described above. The guaranteed income benefit base will be calculated and annuitization will occur at the following times.

•	If the contract value falls to zero during the waiting period, the guaranteed income benefit base will be calculated and annuitization will occur on the valuation date after the expiration of the waiting period, or when the annuitant attains age 50 if later.

•	If the contract value falls to zero after the waiting period, the guaranteed income benefit base will be calculated and annuitization will occur immediately, or when the annuitant attains age 50 if later.

Fixed annuity payouts under this rider will occur at the guaranteed annuity purchase rates based on the “2000 Individual Annuitant Mortality Table A” with 100% Projection Scale G and a 2.0% interest rate for contracts purchased on or after May 1, 2006 and if available in your state.(1) These are the same rates used in Table B of the contract (see “The Annuity Payout Period — Annuity Tables”). Your annuity payouts remain fixed for the lifetime of the annuity payout period.

First year variable annuity payouts are calculated in the same manner as fixed annuity payouts. Once calculated, your variable annuity payouts remain unchanged for the first year. After the first year, subsequent annuity payouts are variable and depend on the performance of the subaccounts you select. Variable annuity payouts after the first year are calculated using the following formula:

Pt−1 (1 + i) 1.05	= Pt

Pt−1	= prior annuity payout
Pt	= current annuity payout
i	= annualized subaccount performance

Each subsequent variable annuity payout could be more or less than the previous variable annuity payout if the subaccount investment performance is greater or less than the 5% assumed investment rate. If your subaccount performance equals 5%, your variable annuity payout will be unchanged from the previous variable annuity payout. If your subaccount performance is in excess of 5%, your variable annuity payout will increase from the previous variable annuity payout. If your subaccount investment performance is less than 5%, your variable annuity payout will decrease from the previous variable annuity payout.

(1)	For all other contracts, the guaranteed annuity purchase rates are based on the “1983 Individual Annuitant Mortality Table A” with 100% Projection Scale G and a 2.0% interest rate.

Terminating the Rider
Rider termination conditions are:

•	you may terminate the rider within 30 days following the first anniversary after the effective date of the rider;

•	you may terminate the rider any time after the expiration of the waiting period;

•	the rider will terminate on the date you make a full surrender from the contract, on the annuitization start date, or on the date that a death benefit is payable; and

•	the rider will terminate* 30 days following the contract anniversary after the annuitant’s 86th birthday.

•	when a beneficiary elects an alternative payment plan which is an inherited IRA, the rider will terminate.

*	The rider and annual fee terminate 30 days following the contract anniversary after the annuitant’s 86th birthday, however, if you exercise the Income Assurer Benefit rider before this time, your benefits will continue according to the annuity payout plan you have selected.

 152  RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

You may select one of the Income Assurer Benefit riders described below:

Income Assurer Benefit – MAV
The guaranteed income benefit base for the Income Assurer Benefit – MAV is the greater of these three values:

1.	contract value; or

2.	the total purchase payments made to the contract minus proportionate adjustments for partial surrenders; or

3.	the maximum anniversary value.

Maximum Anniversary Value (MAV) — is zero prior to the first contract anniversary after the effective date of the rider. On the first contract anniversary after the effective date of the rider, we set the MAV as the greater of these two values:

(a)	current contract value; or

(b)	total payments made to the contract minus proportionate adjustments for partial surrenders.

Thereafter, we increase the MAV by any additional purchase payments and reduce the MAV by proportionate adjustments for partial withdrawals. Every contract anniversary after that prior to the earlier of your or the annuitant’s 81st birthday, we compare the MAV to the current contract value and we reset the MAV to the higher amount.

If we exercise our right to not reflect excluded payments in the calculation of the guaranteed income benefit base, we will calculate the guaranteed income benefit base as the greatest of these three values:

1.	contract value less the market value adjusted excluded payments; or

2.	total purchase payments, less excluded payments, less proportionate adjustments for partial surrenders; or

3.	the MAV, less market value adjusted excluded payments.

Market Value Adjusted Excluded Payments are calculated as the sum of each excluded purchase payment multiplied by the ratio of the current contract value over the estimated contract value on the anniversary prior to such purchase payment. The estimated contract value at such anniversary is calculated by assuming that payments, any credits, and partial surrenders occurring in a contract year take place at the beginning of the year for that anniversary and every year after that to the current contract year.

Income Assurer Benefit – 5% Accumulation Benefit Base
The guaranteed income benefit base for the Income Assurer Benefit – 5% Accumulation Benefit Base is the greater of these three values:

1.	contract value; or

2.	the total purchase payments made to the contract minus proportionate adjustments for partial surrenders; or

3.	the 5% variable account floor.

5% Variable Account Floor – is equal to the contract value in the excluded investment options plus the variable account floor. The Income Assurer Benefit 5% variable account floor is calculated differently and is not the same value as the death benefit 5% variable account floor.

The variable account floor is zero from the effective date of this rider and until the first contract anniversary after the effective date of this rider. On the first contract anniversary after the effective date of this rider the variable account floor is:

•	the total purchase payments made to the protected investment options minus adjusted partial withdrawals and transfers from the protected investment options; plus

•	an amount equal to 5% of your initial purchase payment allocated to the protected investment options.

On any day after the first contract anniversary following the effective date of this rider, when you allocate additional purchase payments to or withdrawal or transfer amounts from the protected investment options, we adjust the variable account floor by adding the additional purchase payment and subtracting adjusted surrenders and adjusted transfers. On each subsequent contract anniversary after the first anniversary of the effective date of this rider, prior to the earlier of your or the annuitant’s 81st birthday, we increase the variable account floor by adding the amount (“roll-up amount”) equal to 5% of the prior contract anniversary’s variable account floor.

The amount of purchase payment surrendered from or transferred between the excluded investment options and the protected investment options is calculated as (a) times (b) where:

(a)	is the amount of purchase payment in the investment options being withdrawn or transferred on the date of but prior to the current surrender or transfer; and

RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 153

(b)	is the ratio of the amount of the transfer or surrender to the value in the investment options being withdrawn or transferred on the date of (but prior to) the current surrender or transfer.

The roll-up amount prior to the first anniversary is zero. Also, the roll-up amount on every anniversary after the earlier of your or the annuitant’s 81st birthday is zero.

Adjusted surrenders and adjusted transfers for the variable account floor are equal to the amount of the surrender or transfer from the protected investment options as long as the sum of the surrenders and transfers from the protected investment options in a contract year do not exceed the roll-up amount from the prior contract anniversary.

If the current surrender or transfer from the protected investment options plus the sum of all prior surrenders and transfers made from the protected investment options in the current policy year exceeds the roll-up amount from the prior contract anniversary we will calculate the adjusted withdrawal or adjusted transfer for the variable account floor as the result of (a) plus [(b) times (c)] where:

(a)	is the roll-up amount from the prior contract anniversary less the sum of any surrenders and transfers made from the protected investment options in the current policy year but prior to the current surrender or transfer. However, (a) can not be less than zero; and

(b)	is the variable account floor on the date of (but prior to) the current surrender or transfer from the protected investment options less the value from (a); and

(c)	is the ratio of [the amount of the current surrender (including any withdrawal charges or MVA) or transfer from the protected investment options less the value from (a)] to [the total in the protected investment options on the date of (but prior to) the current surrender or transfer from the protected investment options less the value from (a)].

If we exercise our right to not reflect excluded payments in the calculation of the guaranteed income benefit base, we will calculate the guaranteed income benefit base as the greatest of these three values:

1.	contract value less the market value adjusted excluded payments (described above); or

2.	total purchase payments, less excluded payments, less proportionate adjustments for partial surrenders; or

3.	the 5% variable account floor, less 5% adjusted excluded payments.

5% Adjusted Excluded Payments are calculated as the sum of each excluded payment and any credit accumulated at 5% for the number of full contract years they have been in the contract.

Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base
The guaranteed income benefit base for the Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base is the greater of these four values:

1.	the contract value;

2.	the total purchase payments made to the contract minus proportionate adjustments for partial surrenders;

3.	the MAV (described above); or

4.	the 5% variable account floor (described above).

If we exercise our right to not reflect excluded payments in the calculation of the guaranteed income benefit base, we will calculate the guaranteed income benefit base as the greatest of:

1.	contract value less the market value adjusted excluded payments (described above);

2.	total purchase payments, less excluded payments, less proportionate adjustments for partial withdrawals;

3.	the MAV, less market value adjusted excluded payments (described above); or

4.	the 5% Variable Account Floor, less 5% adjusted excluded payments (described above).

EXAMPLES OF THE INCOME ASSURER BENEFIT RIDERS
The purpose of these following examples is to illustrate the operation of the Income Assurer Benefit Riders. The examples compare payouts available under the contract’s standard annuity payout provisions with annuity payouts available under the riders based on the same set of assumptions. The contract values shown are hypothetical and do not represent past or future performance. Actual contract values may be more or less than those shown and will depend on a number of factors, including but not limited to the investment experience of the subaccounts (referred to in the riders as “protected investment options”) and the fees and charges that apply to your contract.

 154  RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

For each of the riders, we provide two annuity payout plan comparisons based on the hypothetical contract values we have assumed. The first comparison assumes that you select annuity payout Plan B, Life Annuity with 10 Years Certain. The second comparison assumes that you select annuity payout Plan D, Joint and Last Survivor Annuity – No Refund.

Remember that the riders require you to choose a PN program investment option. The riders are intended to offer protection against market volatility in the subaccounts (protected investment options). Some PN program investment options include protected investment options and excluded investment options (Columbia Variable Portfolio – Cash Management Fund, and if available under the contract, GPAs and/or the one-year fixed account). Excluded investment options are not included in calculating the 5% variable account floor under the Income Assurer Benefit – 5% Accumulation Benefit Base rider and the Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base riders. Because the examples which follow are based on hypothetical contract values, they do not factor in differences in PN program investment options.

Assumptions:

•	You purchase the contract during the 2006 calendar year with a payment of $100,000; and

•	you invest all contract value in the subaccounts (protected investment options); and

•	you make no additional purchase payments, partial surrenders or changes in PN program investment option; and

•	the annuitant is male and age 55 at contract issue; and

•	the joint annuitant is female and age 55 at contract issue.

Example — Income Assurer Benefit – MAV

Based on the above assumptions and taking into account fluctuations in contract value due to market conditions, we calculate the guaranteed income benefit base as:

	Assumed		Maximum	Guaranteed
Contract	Contract	Purchase	Anniversary	Income
Anniversary	Value	Payments	Value (MAV)(1)	Benefit Base – MAV(2)

1	$108,000	$100,000	$108,000	$108,000
2	125,000	none	125,000	125,000
3	132,000	none	132,000	132,000
4	150,000	none	150,000	150,000
5	85,000	none	150,000	150,000
6	121,000	none	150,000	150,000
7	139,000	none	150,000	150,000
8	153,000	none	153,000	153,000
9	140,000	none	153,000	153,000
10	174,000	none	174,000	174,000
11	141,000	none	174,000	174,000
12	148,000	none	174,000	174,000
13	208,000	none	208,000	208,000
14	198,000	none	208,000	208,000
15	203,000	none	208,000	208,000

(1)	The MAV is limited after age 81, but the guaranteed income benefit base may increase if the contract value increases.
(2)	The Guaranteed Income Benefit Base – MAV is a calculated number, not an amount that can be withdrawn. The Guaranteed Income Benefit Base – MAV does not create contract value or guarantee the performance of any investment option.

RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 155

Plan B – Life Annuity with 10 Years Certain
If you annuitize the contract within 30 days after the illustrated contract anniversary, the minimum monthly income payment under a fixed annuity option (which is the same for the first year of a variable annuity option) on Plan B – Life Annuity with 10 Years Certain would be:

	Standard Provisions			IAB – MAV Provisions

Contract		New Table(1)	Old Table(1)		New Table(1)	Old Table(1)
Anniversary	Assumed	Plan B – Life with	Plan B – Life with	IAB – MAV	Plan B – Life with	Plan B – Life with
at Exercise	Contract Value	10 Years Certain(2)	10 Years Certain(2)	Benefit Base	10 Years Certain(2)	10 Years Certain(2)

10	$174,000	$772.56	$774.30	$174,000	$772.56	$774.30
11	141,000	641.55	642.96	174,000	791.70	793.44
12	148,000	691.16	692.64	174,000	812.58	814.32
13	208,000	996.32	998.40	208,000	996.32	998.40
14	198,000	974.16	976.14	208,000	1,023.36	1,025.44
15	203,000	1,025.15	1,027.18	208,000	1,050.40	1,052.48

(1)	Effective May 1, 2006, we began calculating fixed annuity payments under this rider using the guaranteed annuity purchase rates based on the “2000 Individual Annuitant Mortality Table A” (New Table), subject to state approval. Previously, our calculations were based on the “1983 Individual Annuity Mortality Table A” (Old Table). If you purchased a contract prior to May 1, 2006, the references to Old Table apply to your contract. If you purchased a contract on or after May 1, 2006, the table used under rider depends on which state you live in. Ask your investment professional which version of the rider, if any, is available in your state.
(2)	The monthly annuity payments illustrated under the standard annuity payout provisions of the contract and for the riders are computed using the rates guaranteed in Table B of the contract. These are the minimum amounts that could be paid under the standard annuity payout provisions of the contract based on the above assumptions. Annuity payouts under the standard annuity payout provisions of the contract when based on our current annuity payout rates (which are generally higher than the rates guaranteed in Table B of the contract) may be greater than the annuity payouts under the riders, which are always based on the rates guaranteed in Table B of the contract. If the annuity payouts under the standard contract provisions are more favorable than the payouts available under the rider, you will receive the higher standard payout.

Plan D – Joint and Last Survivor Life Annuity – No Refund
If you annuitize the contract within 30 days after the illustrated contract anniversary, the minimum monthly income payment under a fixed annuity option (which is the same for the first year of a variable annuity option) on Plan D – Joint and Last Survivor Life Annuity – No Refund would be:

	Standard Provisions			IAB – MAV Provisions

Contract		New Table(1)	Old Table(1)		New Table(1)	Old Table(1)
Anniversary	Assumed	Plan D – Last	Plan D – Last	IAB – MAV	Plan D – Last	Plan D – Last
at Exercise	Contract Value	Survivor No Refund(2)	Survivor No Refund(2)	Benefit Base	Survivor No Refund(2)	Survivor No Refund(2)

10	$174,000	$629.88	$622.92	$174,000	$629.88	$622.92
11	141,000	521.70	516.06	174,000	643.80	636.84
12	148,000	559.44	553.52	174,000	657.72	650.76
13	208,000	807.04	796.64	208,000	807.04	796.64
14	198,000	786.06	778.14	208,000	825.76	817.44
15	203,000	826.21	818.09	208,000	846.56	838.24

(1)	Effective May 1, 2006, we began calculating fixed annuity payments under this rider using the guaranteed annuity purchase rates based on the “2000 Individual Annuitant Mortality Table A” (New Table), subject to state approval. Previously, our calculations were based on the “1983 Individual Annuity Mortality Table A” (Old Table). If you purchased a contract prior to May 1, 2006, the references to Old Table apply to your contract. If you purchased a contract on or after May 1, 2006, the table used under rider depends on which state you live in. Ask your investment professional which version of the rider, if any, is available in your state.
(2)	The monthly annuity payments illustrated under the standard annuity payout provisions of the contract and for the riders are computed using the rates guaranteed in Table B of the contract. These are the minimum amounts that could be paid under the standard annuity payout provisions of the contract based on the above assumptions. Annuity payouts under the standard annuity payout provisions of the contract when based on our current annuity payout rates (which are generally higher than the rates guaranteed in Table B of the contract) may be greater than the annuity payouts under the riders, which are always based on the rates guaranteed in Table B of the contract. If the annuity payouts under the standard contract provisions are more favorable than the payouts available under the rider, you will receive the higher standard payout.

NOTE: In the above examples, if you elected to begin receiving annuity payouts within 30 days after the 10th or the 13th contract anniversary, you would not benefit from the rider because the monthly annuity payout in these examples is the same as under the standard provisions of the contract. Because the examples are based on assumed contract values, not actual investment results, you should not conclude from the examples that the riders will provide higher payments more frequently than the standard provisions of the contract.

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Example — Income Assurer Benefit – 5% Accumulation Benefit Base

Based on the above assumptions and taking into account fluctuations in contract value due to market conditions, we calculate the guaranteed income benefit base as:

				Guaranteed
				Income
	Assumed			Benefit Base –
Contract	Contract	Purchase	5% Accumulation	5% Accumulation
Anniversary	Value	Payments	Benefit Base(1)	Benefit Base(2)

1	$108,000	$100,000	$105,000	$108,000
2	125,000	none	110,250	125,000
3	132,000	none	115,763	132,000
4	150,000	none	121,551	150,000
5	85,000	none	127,628	127,628
6	121,000	none	134,010	134,010
7	139,000	none	140,710	140,710
8	153,000	none	147,746	153,000
9	140,000	none	155,133	155,133
10	174,000	none	162,889	174,000
11	141,000	none	171,034	171,034
12	148,000	none	179,586	179,586
13	208,000	none	188,565	208,000
14	198,000	none	197,993	198,000
15	203,000	none	207,893	207,893

(1)	The 5% Accumulation Benefit Base value is limited after age 81, but the guaranteed income benefit base may increase if the contract value increases.
(2)	The Guaranteed Income Benefit Base – 5% Accumulation Benefit Base is a calculated number, not an amount that can be withdrawn. The Guaranteed Income Benefit Base – 5% Accumulation Benefit Base does not create contract value or guarantee the performance of any investment option.

Plan B – Life Annuity with 10 Years Certain
If you annuitize the contract within 30 days after the illustrated contract anniversary, the minimum monthly income payment under a fixed annuity option (which is the same for the first year of a variable annuity option) on Plan B – Life Annuity with 10 Years Certain would be:

	Standard Provisions			IAB – 5% RF Provisions

Contract		New Table(1)	Old Table(1)		New Table(1)	Old Table(1)
Anniversary	Assumed	Plan B – Life with	Plan B – Life with	IAB – 5% RF	Plan B – Life with	Plan B – Life with
at Exercise	Contract Value	10 Years Certain(2)	10 Years Certain(2)	Benefit Base	10 Years Certain(2)	10 Years Certain(2)

10	$174,000	$772.56	$774.30	$174,000	$772.56	$774.30
11	141,000	641.55	642.96	171,034	778.20	779.91
12	148,000	691.16	692.64	179,586	838.66	840.46
13	208,000	996.32	998.40	208,000	996.32	998.40
14	198,000	974.16	976.14	198,000	974.16	976.14
15	203,000	1,025.15	1,027.18	207,893	1,049.86	1,051.94

(1)	Effective May 1, 2006, we began calculating fixed annuity payments under this rider using the guaranteed annuity purchase rates based on the “2000 Individual Annuitant Mortality Table A” (New Table), subject to state approval. Previously, our calculations were based on the “1983 Individual Annuity Mortality Table A” (Old Table). If you purchased a contract prior to May 1, 2006, the references to Old Table apply to your contract. If you purchased a contract on or after May 1, 2006, the table used under rider depends on which state you live in. Ask your investment professional which version of the rider, if any, is available in your state.
(2)	The monthly annuity payments illustrated under the standard annuity payout provisions of the contract and for the riders are computed using the rates guaranteed in Table B of the contract. These are the minimum amounts that could be paid under the standard annuity payout provisions of the contract based on the above assumptions. Annuity payouts under the standard annuity payout provisions of the contract when based on our current annuity payout rates (which are generally higher than the rates guaranteed in Table B of the contract) may be greater than the annuity payouts under the riders, which are always based on the rates guaranteed in Table B of the contract. If the annuity payouts under the standard contract provisions are more favorable than the payouts available under the rider, you will receive the higher standard payout.

RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 157

Plan D – Joint and Last Survivor Life Annuity – No Refund
If you annuitize the contract within 30 days after the illustrated contract anniversary, the minimum monthly income payment under a fixed annuity option (which is the same for the first year of a variable annuity option) on Plan D — Joint and Last Survivor Life Annuity — No Refund would be:

	Standard Provisions			IAB – 5% RF Provisions

Contract		New Table(1)	Old Table(1)		New Table(1)	Old Table(1)
Anniversary	Assumed	Plan D – Last	Plan D – Last	IAB – 5% RF	Plan D – Last	Plan D – Last
at Exercise	Contract Value	Survivor No Refund(2)	Survivor No Refund(2)	Benefit Base	Survivor No Refund(2)	Survivor No Refund(2)

10	$174,000	$629.88	$622.92	$174,000	$629.88	$622.92
11	141,000	521.70	516.06	171,034	632.83	625.98
12	148,000	559.44	553.52	179,586	678.83	671.65
13	208,000	807.04	796.64	208,000	807.04	796.64
14	198,000	786.06	778.14	198,000	786.06	778.14
15	203,000	826.21	818.09	207,893	846.12	837.81

(1)	Effective May 1, 2006, we began calculating fixed annuity payments under this rider using the guaranteed annuity purchase rates based on the “2000 Individual Annuitant Mortality Table A” (New Table), subject to state approval. Previously, our calculations were based on the “1983 Individual Annuity Mortality Table A” (Old Table). If you purchased a contract prior to May 1, 2006, the references to Old Table apply to your contract. If you purchased a contract on or after May 1, 2006, the table used under rider depends on which state you live in. Ask your investment professional which version of the rider, if any, is available in your state.
(2)	The monthly annuity payments illustrated under the standard annuity payout provisions of the contract and for the riders are computed using the rates guaranteed in Table B of the contract. These are the minimum amounts that could be paid under the standard annuity payout provisions of the contract based on the above assumptions. Annuity payouts under the standard annuity payout provisions of the contract when based on our current annuity payout rates (which are generally higher than the rates guaranteed in Table B of the contract) may be greater than the annuity payouts under the riders, which are always based on the rates guaranteed in Table B of the contract. If the annuity payouts under the standard contract provisions are more favorable than the payouts available under the rider, you will receive the higher standard payout.

NOTE: In the above examples, if you elected to begin receiving annuity payouts within 30 days after the 10th, 13th or the 14th contract anniversary, you would not benefit from the rider because the monthly annuity payout in these examples is the same as under the standard provisions of the contract. Because the examples are based on assumed contract values, not actual investment results, you should not conclude from the examples that the riders will provide higher payments more frequently than the standard provisions of the contract.

Example — Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base

Based on the above assumptions and taking into account fluctuations in contract value due to market conditions, we calculate the guaranteed income benefit base as:

					Guaranteed
					Income
					Benefit Base –
					Greater of
	Assumed		Maximum		MAV or 5%
Contract	Contract	Purchase	Anniversary	5% Accumulation	Accumulation
Anniversary	Value	Payments	Value(1)	Benefit Base(1)	Benefit Base(2)

1	$108,000	$100,000	$108,000	$105,000	$108,000
2	125,000	none	125,000	110,250	125,000
3	132,000	none	132,000	115,763	132,000
4	150,000	none	150,000	121,551	150,000
5	85,000	none	150,000	127,628	150,000
6	121,000	none	150,000	134,010	150,000
7	139,000	none	150,000	140,710	150,000
8	153,000	none	153,000	147,746	153,000
9	140,000	none	153,000	155,133	155,133
10	174,000	none	174,000	162,889	174,000
11	141,000	none	174,000	171,034	174,000
12	148,000	none	174,000	179,586	179,586
13	208,000	none	208,000	188,565	208,000
14	198,000	none	208,000	197,993	208,000
15	203,000	none	208,000	207,893	208,000

(1)	The MAV and 5% Accumulation Benefit Base are limited after age 81, but the guaranteed income benefit base may increase if the contract value increases.
(2)	The Guaranteed Income Benefit Base – Greater of MAV or 5% Accumulation Benefit Base is a calculated number, not an amount that can be withdrawn. The Guaranteed Income Benefit Base – Greater of MAV or 5% Accumulation Benefit Base does not create contract value or guarantee the performance of any investment option.

 158  RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

Plan B – Life Annuity with 10 Years Certain
If you annuitize the contract within 30 days after the illustrated contract anniversary, the minimum monthly income payment under a fixed annuity option (which is the same for the first year of a variable annuity option) on Plan B – Life Annuity with 10 Years Certain would be:

	Standard Provisions			IAB – Max Provisions

Contract		New Table(1)	Old Table(1)		New Table(1)	Old Table(1)
Anniversary	Assumed	Plan B – Life with	Plan B – Life with	IAB – Max	Plan B – Life with	Plan B – Life with
at Exercise	Contract Value	10 Years Certain(2)	10 Years Certain(2)	Benefit Base	10 Years Certain(2)	10 Years Certain(2)

10	$174,000	$772.56	$774.30	$174,000	$772.56	$774.30
11	141,000	641.55	642.96	174,000	791.70	793.44
12	148,000	691.16	692.64	179,586	838.66	840.46
13	208,000	996.32	998.40	208,000	996.32	998.40
14	198,000	974.16	976.14	208,000	1,023.36	1,025.44
15	203,000	1,025.15	1,027.18	208,000	1,050.40	1,052.48

(1)	Effective May 1, 2006, we began calculating fixed annuity payments under this rider using the guaranteed annuity purchase rates based on the “2000 Individual Annuitant Mortality Table A” (New Table), subject to state approval. Previously, our calculations were based on the “1983 Individual Annuity Mortality Table A” (Old Table). If you purchased a contract prior to May 1, 2006, the references to Old Table apply to your contract. If you purchased a contract on or after May 1, 2006, the table used under rider depends on which state you live in. Ask your investment professional which version of the rider, if any, is available in your state.
(2)	The monthly annuity payments illustrated under the standard annuity payout provisions of the contract and for the riders are computed using the rates guaranteed in Table B of the contract. These are the minimum amounts that could be paid under the standard annuity payout provisions of the contract based on the above assumptions. Annuity payouts under the standard annuity payout provisions of the contract when based on our current annuity payout rates (which are generally higher than the rates guaranteed in Table B of the contract) may be greater than the annuity payouts under the riders, which are always based on the rates guaranteed in Table B of the contract. If the annuity payouts under the standard contract provisions are more favorable than the payouts available under the rider, you will receive the higher standard payout.

Plan D – Joint and Last Survivor Life Annuity – No Refund
If you annuitize the contract within 30 days after the illustrated contract anniversary, the minimum monthly income payment under a fixed annuity option (which is the same for the first year of a variable annuity option) on Plan D – Joint and Last Survivor Life Annuity – No Refund would be:

	Standard Provisions			IAB — Max Provisions

Contract		New Table(1)	Old Table(1)		New Table(1)	Old Table(1)
Anniversary	Assumed	Plan D – Last	Plan D – Last	IAB – Max	Plan D – Last	Plan D – Last
at Exercise	Contract Value	Survivor No Refund(2)	Survivor No Refund(2)	Benefit Base	Survivor No Refund(2)	Survivor No Refund(2)

10	$174,000	$629.88	$622.92	$174,000	$629.88	$622.92
11	141,000	521.70	516.06	174,000	643.80	636.84
12	148,000	559.44	553.52	179,586	678.83	671.65
13	208,000	807.04	796.64	208,000	807.04	796.64
14	198,000	786.06	778.14	208,000	825.76	817.44
15	203,000	826.21	818.09	208,000	846.56	838.24

(1)	Effective May 1, 2006, we began calculating fixed annuity payments under this rider using the guaranteed annuity purchase rates based on the “2000 Individual Annuitant Mortality Table A” (New Table), subject to state approval. Previously, our calculations were based on the “1983 Individual Annuity Mortality Table A” (Old Table). If you purchased a contract prior to May 1, 2006, the references to Old Table apply to your contract. If you purchased a contract on or after May 1, 2006, the table used under rider depends on which state you live in. Ask your investment professional which version of the rider, if any, is available in your state.
(2)	The monthly annuity payments illustrated under the standard annuity payout provisions of the contract and for the riders are computed using the rates guaranteed in Table B of the contract. These are the minimum amounts that could be paid under the standard annuity payout provisions of the contract based on the above assumptions. Annuity payouts under the standard annuity payout provisions of the contract when based on our current annuity payout rates (which are generally higher than the rates guaranteed in Table B of the contract) may be greater than the annuity payouts under the riders, which are always based on the rates guaranteed in Table B of the contract. If the annuity payouts under the standard contract provisions are more favorable than the payouts available under the rider, you will receive the higher standard payout.

NOTE: In the above examples, if you elected to begin receiving annuity payouts within 30 days after the 10th or the 13th contract anniversary, you would not benefit from the rider because the monthly annuity payout in these examples is the same as under the standard provisions of the contract. Because the examples are based on assumed contract values, not actual investment results, you should not conclude from the examples that the riders will provide higher payments more frequently than the standard provisions of the contract.

RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 159

Appendix L :

Example — Accumulation Protector Benefit Rider

The following example shows how the Accumulation Protector Benefit rider works based on hypothetical values. It is not intended to depict investment performance of the contract.

The example assumes:

•	You purchase the contract (with the Accumulation Protector Benefit rider) with a payment of $100,000. No purchase payment credit applies.

•	You make no additional purchase payments.

•	You do not exercise the elective step-up option.

				Initial payment 100,000
	Partial Surrender	MCAV		Accumulation	Hypothetical
End of	(beginning of	Adjustment for		Benefit	Assumed
Contract Year	year)	Partial Surrender	MCAV	Amount	Contract Value

1	$0	$0	$100,000	$0	$112,000

2	0	0	102,400	0	128,000

3	0	0	108,000	0	135,000

4	0	0	108,000	0	125,000

5	0	0	108,000	0	110,000

6	2,000	1,964	106,036	0	122,000

7	0	0	112,000	0	140,000

8	0	0	112,000	0	121,000

9	5,000	4,628	107,372	0	98,000

10	0	0	107,372	22,372	85,000

 160  RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

Appendix M: SecureSource Rider Disclosure

SECURESOURCE RIDERS
There are two optional SecureSource riders available under your contract:

•	SecureSource – Single Life; or

•	SecureSource – Joint Life.

The information in this section applies to both SecureSource riders, unless otherwise noted.

The SecureSource – Single Life rider covers one person. The SecureSource – Joint Life Rider covers two spouses jointly who are named at contract issue. You may elect only the SecureSource – Single Life rider or the SecureSource – Joint Life rider, not both, and you may not switch riders later. You must elect the rider when you purchase your contract. The rider effective date will be the contract issue date.

The SecureSource rider is an optional benefit that you may select for an additional annual charge if:

•	your contract application was signed on or after May 1, 2007; and

•	Single Life: you and the annuitant are 80 or younger on the date the contract is issued; or

•	Joint Life: you and your spouse are 80 or younger on the date the contract is issued.

The SecureSource rider is not available under an inherited qualified annuity.

The SecureSource rider guarantees (unless the rider is terminated. See “Rider Termination” heading below.) that regardless of the investment performance of your contract you will be able to withdraw up to a certain amount each year from the contract before the annuity payouts begin until:

•	Single Life: you have recovered at minimum all of your purchase payments or, if later, until death (see “At Death” heading below) — even if the contract value is zero.

•	Joint Life: you have recovered at minimum all of your purchase payments or, if later, until the death of the last surviving covered spouse (see “Joint Life only: Covered Spouses” and “At Death” headings below), even if the contract value is zero.

For the purpose of this rider, the term “withdrawal” is equal to the term “surrender” in the contract or any riders. Withdrawals will adjust contract values and benefits in the same manner as surrenders.

The SecureSource rider may be appropriate for you if you intend to make periodic withdrawals from your annuity contract and wish to ensure that market performance will not adversely affect your ability to withdraw your principal over time.

Under the terms of the SecureSource rider, the calculation of the amount which can be withdrawn in each contract year varies depending on several factors, including but not limited to the waiting period (see “Waiting period” heading below) and whether or not the lifetime withdrawal benefit has become effective:

(1)	The basic withdrawal benefit gives you the right to take limited withdrawals in each contract year and guarantees that over time the withdrawals will total an amount equal to, at minimum, your purchase payments (unless the rider is terminated. See “Rider Termination” heading below). Key terms associated with the basic withdrawal benefit are “Guaranteed Benefit Payment (GBP)”, “Remaining Benefit Payment (RBP)”, “Guaranteed Benefit Amount (GBA)” and “Remaining Benefit Amount (RBA).” See these headings below for more information.

(2)	The lifetime withdrawal benefit gives you the right, under certain limited circumstances defined in the rider, to take limited withdrawals until the later of:

•	Single Life: death (see “At Death” heading below) or until the RBA (under the basic withdrawal benefit) is reduced to zero (unless the rider is terminated. See “Rider Termination” heading below);

•	Joint Life: death of the last surviving covered spouse (see “At Death” heading below) or until the RBA (under the basic withdrawal benefit) is reduced to zero (unless the rider is terminated. See “Rider Termination” heading below).

Key terms associated with the lifetime withdrawal benefit are “Annual Lifetime Payment (ALP)”, “Remaining Annual Lifetime Payment (RALP)”, “Single Life only: Covered Person”, “Joint Life only: Covered Spouses” and “Annual Lifetime Payment Attained Age (ALPAA).” See these headings below for more information.

Only the basic withdrawal benefit will be in effect prior to the date that the lifetime withdrawal benefit becomes effective. The lifetime withdrawal benefit becomes effective automatically on the rider anniversary date after the:

•	Single Life: covered person reaches age 65, or the rider effective date if the covered person is age 65 or older on the rider effective date (see “Annual Lifetime Payment Attained Age (ALPAA)” heading below);

•	Joint Life: younger covered spouse reaches age 65, or the rider effective date if the younger covered spouse is age 65 or older on the rider effective date (see “Annual Lifetime Payment Attained Age (ALPAA)” and “Annual Lifetime Payments (ALP)” headings below).

RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 161

Provided annuity payouts have not begun, the SecureSource rider guarantees that you may take the following withdrawal amounts each contract year:

•	Before the establishment of the ALP, the rider guarantees that each year you have the option to cumulatively withdraw an amount equal to the value of the RBP at the beginning of the contract year;

•	After the establishment of the ALP, the rider guarantees that each year you have the option to cumulatively withdraw an amount equal to the value of the RALP or the RBP at the beginning of the contract year, but the rider does not guarantee withdrawal of the sum of both the RALP and the RBP in a contract year.

If you withdraw less than the allowed withdrawal amount in a contract year, the unused portion cannot be carried over to the next contract year. As long as your withdrawals in each contract year do not exceed the annual withdrawal amount allowed under the rider:

•	Single Life: and there has not been a contract ownership change or spousal continuation of the contract, the guaranteed amounts available for withdrawal will not decrease;

•	Joint Life: the guaranteed amounts available for withdrawal will not decrease.

If you withdraw more than the allowed withdrawal amount in a contract year, we call this an “excess withdrawal” under the rider. Excess withdrawals trigger an adjustment of a benefit’s guaranteed amount, which may cause it to be reduced (see “GBA Excess Withdrawal Processing,” “RBA Excess Withdrawal Processing,” and “ALP Excess Withdrawal Processing” headings below).

Please note that basic withdrawal benefit and lifetime withdrawal benefit each has its own definition of the allowed annual withdrawal amount. Therefore a withdrawal may be considered an excess withdrawal for purposes of the lifetime withdrawal benefit only, the basic withdrawal benefit only, or both.

If your withdrawals exceed the greater of the RBP or the RALP, surrender charges under the terms of the contract may apply (see “Charges — Surrender Charges”). The amount we actually deduct from your contract value will be the amount you request plus any applicable surrender charge. Market value adjustments, if applicable, will also be made (see “Guarantee Period Accounts (GPAs) — Market Value Adjustment”). We pay you the amount you request. Any withdrawals you take under the contract will reduce the value of the death benefits (see “Benefits in Case of Death”). Upon full withdrawal of the contract, you will receive the remaining contract value less any applicable charges (see “Making the Most of Your Contract — Surrenders”).

The rider’s guaranteed amounts can be increased at the specified intervals if your contract value has increased. An annual step up feature is available at each contract anniversary, subject to certain conditions, and may be applied automatically to your contract or may require you to elect the step up (see “Annual Step Up” heading below). If you exercise the annual step up election, the spousal continuation step up election (see “Spousal Continuation Step Up” heading below) or change your Portfolio Navigator model portfolio, the rider charge may change (see “Charges”).

If you take withdrawals during the waiting period, any prior steps ups applied will be reversed and step ups will not be available until the end of the waiting period. You may take withdrawals after the waiting period without reversal of prior step ups.

You should consider whether a SecureSource rider is appropriate for you because:

•	Lifetime Withdrawal Benefit Limitations: The lifetime withdrawal benefit is subject to certain limitations, including but not limited to:

(a)	Single Life: Once the contract value equals zero, payments are made for as long as the oldest owner or annuitant is living (see “If Contract Value Reduces to Zero” heading below). However, if the contract value is greater than zero, the lifetime withdrawal benefit terminates at the first death of any owner or annuitant except as otherwise provided below (see “At Death” heading below). Therefore, if there are multiple contract owners or the annuitant is not an owner, the rider may terminate or the lifetime withdrawal benefit may be reduced. This possibility may present itself when:

(i)	There are multiple contract owners — when one of the contract owners dies the benefit terminates even though other contract owners are still living (except if the contract is continued under the spousal continuation provision of the contact); or

(ii)	The owner and the annuitant are not the same persons — if the annuitant dies before the owner, the benefit terminates even though the owner is still living. This could happen, for example, when the owner is younger than the annuitant. This risk increases as the age difference between owner and annuitant increases.

Joint Life: Once the contract value equals zero, payments are made for as long as either covered spouse is living (see “If Contract Value Reduces to Zero” heading below). However, if the contract value is greater than zero, the lifetime withdrawal benefit terminates at the death of the last surviving covered spouse (see “At Death” heading below).

 162  RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

(b)	Excess withdrawals can reduce the ALP to zero even though the GBA, RBA, GBP and/or RBP values are greater than zero. If the both the ALP and the contract value are zero, the lifetime withdrawal benefit will terminate.

(c)	When the lifetime withdrawal benefit is first established, the initial ALP is based on

(i)	Single Life: the basic withdrawal benefit’s RBA at that time (see “Annual Lifetime Payment (ALP)” heading below), unless there has been a spousal continuation or ownership change; or

(ii)	Joint Life: the basic withdrawal benefit’s RBA at that time (see “Annual Lifetime Payment (ALP)” heading below).

Any withdrawal you take before the ALP is established reduces the RBA and therefore may result in a lower amount of lifetime withdrawals you are allowed to take.

(d)	Withdrawals can reduce both the contract value and the RBA to zero prior to the establishment of the ALP. If this happens, the contract and the rider will terminate.

•	Use of Portfolio Navigator Program Required: You must be invested in one of the available PN program investment options of the PN program. This requirement limits your choice of investments. This means you will not be able to allocate contract value to all of the subaccounts, GPAs or the one-year fixed account that are available under the contract to contract owners who do not elect the rider. (See “Making the Most of Your Contract — Portfolio Navigator Program.”) You may allocate purchase payments to the DCA fixed account, when available, and we will make monthly transfers into the investment option you have chosen. You may make two elective investment option changes per contract year; we reserve the right to limit elective investment option changes if required to comply with the written instructions of a fund (see “Market Timing”).

You can allocate your contract value to any available investment option during the following times: (1) prior to your first withdrawal and (2) following a benefit reset as described below but prior to any subsequent withdrawal. During these accumulation phases, you may request to change your investment option to any available investment option.

Immediately following a withdrawal your contract value will be reallocated to the target investment option as shown in your contract if your current investment option is more aggressive than the target investment option. If you are in a static investment option, this reallocation will be made to the applicable fund of funds investment option. This automatic reallocation is not included in the total number of allowed investment option per contract year and will not cause your rider fee to increase.

The target investment option is currently the Moderate investment option. We reserve the right to change the target investment option to an investment option that is more aggressive than the current target investment option after 30 days written notice.

After you have taken a withdrawal and prior to any benefit reset as described below, you are in a withdrawal phase. During withdrawal phases you may request to change your model portfolio or investment option to the target investment option or investment option that is more conservative than the target investment option without a benefit reset as described below. If you are in a withdrawal phase and you choose to allocate your contract value to an investment option that is more aggressive than the target investment option, your rider benefit will be reset as follows:

(a)	the total GBA will be reset to the lesser of its current value or the contract value; and

(b)	the total RBA will be reset to the lesser of its current value or the contract value; and

(c)	the ALP, if established, will be reset to the lesser of its current value or 6% of the contract value; and

(d)	the GBP will be recalculated as described below, based on the reset GBA and RBA; and

(e)	the RBP will be recalculated as the reset GBP less all prior withdrawals made during the current contract year, but not be less than zero; and

(f)	the RALP will be recalculated as the reset ALP less all prior withdrawals made during the current contract year, but not be less than zero.

You may request to change your investment option by written request on an authorized form or by another method agreed to by us.

•	Limitations on Purchase of Other Riders under your Contract: You may elect only the SecureSource – Single Life rider or the SecureSource – Joint Life rider. If you elect the SecureSource rider, you may not elect the Accumulation Protector Benefit rider.

•	Non-Cancelable: Once elected, the SecureSource rider may not be cancelled (except as provided under “Rider Termination” heading below) and the fee will continue to be deducted until the contract or rider is terminated or the contract value reduces to zero (described below). Dissolution of marriage does not terminate the SecureSource – Joint Life rider and will not reduce the fee we charge for this rider. The benefit under the SecureSource – Joint Life rider continues for the covered spouse who is the owner of the contract (or annuitant in the case of nonnatural ownership). The rider will terminate at the

RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 163

death of the contract owner (or annuitant in the case of nonnatural ownership) because the original spouse will be unable to elect the spousal continuation provision of the contract (see “Joint Life only: Covered Spouses” below).

•	Joint Life: Limitations on Contract Owners, Annuitants and Beneficiaries: Since the joint life benefit will terminate unless the surviving covered spouse continues the contract under the spousal continuation provision of the contract upon the owner’s death, only ownership arrangements that permit such continuation are allowed at rider issue. In general, the covered spouses should be joint owners, or one covered spouse should be the owner and the other covered spouse should be named as the sole primary beneficiary. For non-natural ownership arrangements that allow for spousal continuation one covered spouse should be the annuitant and the other covered spouse should be the sole primary beneficiary. For revocable trust ownerships, the grantor of the trust must be the annuitant and the beneficiary must either be the annuitant’s spouse or a trust that names the annuitant’s spouse as the sole primary beneficiary. You are responsible for establishing ownership arrangements that will allow for spousal continuation.

If you select the SecureSource – Joint Life rider, please consider carefully whether or not you wish to change the beneficiary of your annuity contract. The rider will terminate if the surviving covered spouse can not utilize the spousal continuation provision of the contract when the death benefit is payable.

•	Limitations on Purchase Payments: We reserve the right to limit the cumulative amount of purchase payments, subject to state restrictions. For current purchase payment restrictions, please see “Buying Your Contract — Purchase Payments”.

•	Interaction with Total Free Amount (FA) contract provision: The FA is the amount you are allowed to withdraw from the contract in each contract year without incurring a surrender charge (see “Charges — Surrender Charge”). The FA may be greater than the RBP or RALP under this rider. Any amount you withdraw under the contract’s FA provision that exceeds the RBP or RALP is subject to the excess withdrawal processing described below for the GBA, RBA and ALP.

You should consult your tax advisor before you select this optional rider if you have any questions about the use of the rider in your tax situation because:

•	Tax Considerations for Nonqualified Annuities: Under current federal income tax law, withdrawals under nonqualified annuities, including withdrawals taken from the contract under the terms of the rider, are treated less favorably than amounts received as annuity payments under the contract (see “Taxes — Nonqualified Annuities”). Withdrawals are taxable income to the extent of earnings. Withdrawals of earnings before age 59 1/2 may also incur a 10% IRS early withdrawal penalty. You should consult your tax advisor before you select this optional rider if you have any questions about the use of the rider in your tax situation.

•	Tax Considerations for Qualified Annuities: Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract (see “Taxes — Qualified Annuities — Required Minimum Distributions”). If you have a qualified annuity, you may need to take an RMD that exceeds the guaranteed amount of withdrawal available under the rider and such withdrawals may reduce future benefits guaranteed under the rider. While the rider permits certain excess withdrawals to be made for the purpose of satisfying RMD requirements for your contract alone without reducing future benefits guaranteed under the rider, there can be no guarantee that changes in the federal income tax law after the effective date of the rider will not require a larger RMD to be taken, in which case, future guaranteed withdrawals under the rider could be reduced. See Appendix E for additional information.

•	Treatment of Civil Unions and Domestic Partners: The Federal Defense of Marriage Act (“DOMA”) does not recognize same-sex marriages or civil unions, even if permitted under applicable state law. As a result, a beneficiary of a deceased owner who was treated as married to the owner under state law and for purposes of this rider, but whose marriage is not recognized under DOMA, will be required to take distributions from the contract in the manner applicable to non-spouse beneficiaries. In some circumstances, these required distributions could substantially reduce or eliminate the value of the rider. See “Taxes — Other — Spousal status.”

•	Limitations on TSAs: Your right to take withdrawals is restricted if your contract is a TSA (see “TSA — Special Provisions”).

Key terms and provisions of the SecureSource rider are described below:
Withdrawal: The amount by which your contract value is reduced as a result of any withdrawal request. It may differ from the amount of your request due to any surrender charge and any market value adjustment.

Waiting period: Any period of time starting on the rider effective date during which the annual step up is not available if you take withdrawals. Currently, there is no waiting period. For contracts purchased prior to June 1, 2008, the waiting period is three years.

Guaranteed Benefit Amount (GBA): The total cumulative withdrawals guaranteed by the rider under the basic withdrawal benefit. The maximum GBA is $5,000,000. The GBA cannot be withdrawn and is not payable as a death benefit. It is an interim value used to calculate the amount available for withdrawals each year under the basic withdrawal benefit (see

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“Guaranteed Benefit Payment” below). At any time, the total GBA is the sum of the individual GBAs associated with each purchase payment.

The GBA is determined at the following times, calculated as described:

•	At contract issue — the GBA is equal to the initial purchase payment.

•	When you make additional purchase payments — each additional purchase payment has its own GBA equal to the amount of the purchase payment.

•	At step up — (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

•	When an individual RBA is reduced to zero — the GBA that is associated with that RBA will also be set to zero.

•	When you make a withdrawal during the waiting period and after a step up — Any prior annual step ups will be reversed. Step up reversal means that the GBA associated with each purchase payment will be reset to the amount of that purchase payment. The step up reversal will only happen once during the waiting period, when the first withdrawal is made.

•	When you make a withdrawal at any time and the amount withdrawn is:

(a)	less than or equal to the total RBP — the GBA remains unchanged. If there have been multiple purchase payments, both the total GBA and each payment’s GBA remain unchanged.

(b)	is greater than the total RBP — GBA excess withdrawal processing will be applied to the GBA. If the withdrawal is made during the waiting period, the excess withdrawal processing is applied AFTER any previously applied annual step ups have been reversed.

GBA EXCESS WITHDRAWAL PROCESSING
The total GBA will automatically be reset to the lesser of (a) the total GBA immediately prior to the withdrawal; or (b) the contract value immediately following the withdrawal. If there have been multiple purchase payments, each payment’s GBA after the withdrawal will be reset to equal that payment’s RBA after the withdrawal plus (a) times (b), where:

(a)	is the ratio of the total GBA after the withdrawal less the total RBA after the withdrawal to the total GBA before the withdrawal less the total RBA after the withdrawal; and

(b)	is each payment’s GBA before the withdrawal less that payment’s RBA after the withdrawal.

Remaining Benefit Amount (RBA): Each withdrawal you make reduces the amount that is guaranteed by the rider as future withdrawals. At any point in time, the RBA equals the amount of GBA that remains available for withdrawals for the remainder of the contract’s life, and total RBA is the sum of the individual RBAs associated with each purchase payment. The maximum RBA is $5,000,000.

The RBA is determined at the following times, calculated as described:

•	At contract issue — the RBA is equal to the initial purchase payment.

•	When you make additional purchase payments — each additional purchase payment has its own RBA initially set equal to that payment’s GBA (the amount of the purchase payment).

•	At step up — (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

•	When you make a withdrawal during the waiting period and after a step up — Any prior annual step ups will be reversed. Step up reversal means that the RBA associated with each purchase payment will be reset to the amount of that purchase payment. The step up reversal will only happen once during the waiting period, when the first withdrawal is made.

•	When you make a withdrawal at any time and the amount withdrawn is:

(a)	less than or equal to the total RBP — the total RBA is reduced by the amount of the withdrawal. If there have been multiple purchase payments, each payment’s RBA is reduced in proportion to its RBP.

(b)	is greater than the total RBP — RBA excess withdrawal processing will be applied to the RBA. Please note that if the withdrawal is made during the waiting period, the excess withdrawal processing is applied AFTER any previously applied annual step ups have been reversed.

RBA EXCESS WITHDRAWAL PROCESSING
The total RBA will automatically be reset to the lesser of (a) the contract value immediately following the withdrawal, or (b) the total RBA immediately prior to the withdrawal, less the amount of the withdrawal.

If there have been multiple purchase payments, both the total RBA and each payment’s RBA will be reset. The total RBA will be reset according to the excess withdrawal processing described above. Each payment’s RBA will be reset in the following manner:

1.	The withdrawal amount up to the total RBP is taken out of each RBA bucket in proportion to its individual RBP at the time of the withdrawal; and

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2.	The withdrawal amount above the total RBP and any amount determined by the excess withdrawal processing are taken out of each RBA bucket in proportion to its RBA at the time of the withdrawal.

Guaranteed Benefit Payment (GBP): At any time, the amount available for withdrawal in each contract year after the waiting period, until the RBA is reduced to zero, under the basic withdrawal benefit. At any point in time, each purchase payment has its own GBP, which is equal to the lesser of that payment’s RBA or 7% of that payment’s GBA, and the total GBP is the sum of the individual GBPs.

During the waiting period, the guaranteed annual withdrawal amount may be less than the GBP due to the limitations the waiting period imposes on your ability to utilize both annual step-ups and withdrawals (see “Waiting Period” heading above). The guaranteed annual withdrawal amount during the waiting period is equal to the value of the RBP at the beginning of the contract year.

The GBP is determined at the following times, calculated as described:

•	At contract issue — the GBP is established as 7% of the GBA value.

•	At each contract anniversary — each payment’s GBP is reset to the lesser of that payment’s RBA or 7% of that payment’s GBA value.

•	When you make additional purchase payments — each additional purchase payment has its own GBP equal to 7% of the purchase payment amount.

•	At step up — (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

•	When an individual RBA is reduced to zero — the GBP associated with that RBA will also be reset to zero.

•	When you make a withdrawal during the waiting period and after a step up — Any prior annual step ups will be reversed. Step up reversal means that the GBA and the RBA associated with each purchase payment will be reset to the amount of that purchase payment. Each payment’s GBP will be reset to 7% of that purchase payment. The step up reversal will only happen once during the waiting period, when the first withdrawal is made.

•	When you make a withdrawal at any time and the amount withdrawn is:

(a)	less than or equal to the total RBP — the GBP remains unchanged.

(b)	is greater than the total RBP — each payment’s GBP is reset to the lesser of that payment’s RBA or 7% of that payment’s GBA value, based on the RBA and GBA after the withdrawal. If the withdrawal is made during the waiting period, the excess withdrawal processing is applied AFTER any previously applied annual step ups have been reversed.

Remaining Benefit Payment (RBP): The amount available for withdrawal for the remainder of the contract year under the basic withdrawal benefit. At any point in time, the total RBP is the sum of the RBPs for each purchase payment. During the waiting period, when the guaranteed amount may be less than the GBP, the value of the RBP at the beginning of the contract year will be that amount that is actually guaranteed each contract year.

The RBP is determined at the following times, calculated as described:

•	At the beginning of each contract year during the waiting period and prior to any withdrawal — the RBP for each purchase payment is set equal to that purchase payment multiplied by 7%.

•	At the beginning of any other contract year — the RBP for each purchase payment is set equal to that purchase payment’s GBP.

•	When you make additional purchase payments — each additional purchase payment has its own RBP equal to that payment’s GBP.

•	At step up — (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

•	At spousal continuation — (see “Spousal Option to Continue the Contract” heading below).

•	When an individual RBA is reduced to zero — the RBP associated with that RBA will also be reset to zero.

•	When you make any withdrawal — the total RBP is reset to equal the total RBP immediately prior to the withdrawal less the amount of the withdrawal, but not less than zero. If there have been multiple purchase payments, each payment’s RBP is reduced proportionately. If you withdraw an amount greater than the RBP, GBA excess withdrawal processing and RBA excess withdrawal processing are applied and the amount available for future withdrawals for the remainder of the contract’s life may be reduced by more than the amount of withdrawal. When determining if a withdrawal will result in the excess withdrawal processing, the applicable RBP will not yet reflect the amount of the current withdrawal.

Single Life only: Covered Person: The person whose life is used to determine when the ALP is established, and the duration of the ALP payments (see “Annual Lifetime Payment (ALP)” heading below). The covered person is the oldest contract owner or annuitant. If the owner is a nonnatural person, i.e., a trust or corporation, the covered person is the oldest annuitant. A spousal continuation or a change of contract ownership may reduce the amount of the lifetime withdrawal benefit and may change the covered person.

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Joint Life only: Covered Spouses: The contract owner and his or her legally married spouse as defined under federal law, as named on the application for as long as the marriage is valid and in effect. If the contract owner is a nonnatural person (e.g., a trust), the covered spouses are the annuitant and the legally married spouse of the annuitant. The covered spouses lives are used to determine when the ALP is established, and the duration of the ALP payments (see “Annual Lifetime Payment (ALP)” heading below). The covered spouses are established on the rider effective date and cannot be changed.

Annual Lifetime Payment Attained Age (ALPAA):

•	Single Life: The covered person’s age after which time the lifetime benefit can be established. Currently, the lifetime benefit can be established on the later of the contract effective date or the contract anniversary date on/following the date the covered person reaches age 65.

•	Joint Life: The age of the younger covered spouse at which time the lifetime benefit is established.

Annual Lifetime Payment (ALP): Once established, the ALP under the lifetime withdrawal benefit is at any time the amount available for withdrawals in each contract year after the waiting period until the later of:

•	Single Life: death; or

•	Joint Life: death of the last surviving covered spouse; or

•	the RBA is reduced to zero.

The maximum ALP is $300,000. Prior to establishment of the ALP, the lifetime withdrawal benefit is not in effect and the ALP is zero.

During the waiting period, the guaranteed annual lifetime withdrawal amount may be less than the ALP due to the limitations the waiting period imposes on your ability to utilize both annual step-ups and withdrawals (see “Waiting Period” heading above). The guaranteed annual lifetime withdrawal amount during the waiting period is equal to the value of the RALP at the beginning of the contract year.

The ALP is determined at the following times:

•	Single Life: The later of the contract effective date or the contract anniversary date on/following the date the covered person reaches age 65 — the ALP is established as 6% of the total RBA.

•	Joint Life: The ALP is established as 6% of the total RBA on the earliest of the following dates:

(a)	the rider effective date if the younger covered spouse has already reached age 65.

(b)	the rider anniversary on/following the date the younger covered spouse reaches age 65.

(c)	upon the first death of a covered spouse, then

(1)	the date we receive written request when the death benefit is not payable and the surviving covered spouse has already reached age 65; or

(2)	the date spousal continuation is effective when the death benefit is payable and the surviving covered spouse has already reached age 65; or

(3)	the rider anniversary on/following the date the surviving covered spouse reaches age 65.

(d)	Following dissolution of marriage of the covered spouses,

(1)	the date we receive written request if the remaining covered spouse who is the owner (or annuitant in the case of nonnatural ownership) has already reached age 65; or

(2)	the rider anniversary on/following the date the remaining covered spouse who is the owner (or annuitant in the case of nonnatural ownership) reaches age 65.

•	When you make additional purchase payments — each additional purchase payment increases the ALP by 6% of the amount of the purchase payment.

•	At step ups — (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

•	Single Life: At spousal continuation or contract ownership change — (see “Spousal Option to Continue the Contract” and “Contract Ownership Change” headings below).

•	When you make a withdrawal during the waiting period and after a step up — Any prior annual step ups will be reversed. Step up reversal means that the ALP will be reset to equal total purchase payments multiplied by 6%. The step up reversal will only happen once during the waiting period, when the first withdrawal is made.

•	When you make a withdrawal at any time and the amount withdrawn is:

(a)	less than or equal to the RALP — the ALP remains unchanged.

(b)	is greater than the RALP — ALP excess withdrawal processing will be applied to the ALP. If the withdrawal is made during the waiting period, the excess withdrawal processing is applied AFTER any previously applied annual step ups have been reversed.

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20% Rider Credit (for contracts with applications signed on or after June 1, 2008)
If you do not make a withdrawal during the first three rider years, then a 20% rider credit may increase your ALP. This credit is 20% of purchase payments received in the first 180 days that the rider is in effect and is used to establish the enhanced lifetime base. The enhanced lifetime base is an amount that may be used to increase the ALP. The 20% rider credit does not increase the basic withdrawal benefit or the contract value. Because step ups may increase your ALP, they may reduce or eliminate any benefit of the 20% rider credit.

Enhanced Lifetime Base (for contracts with applications signed on or after June 1, 2008)
The enhanced lifetime base will be established initially on the third rider anniversary. If you do not make a withdrawal during the first three rider years, then the enhanced lifetime base will be the sum of all purchase payments received during the first three rider years and the 20% rider credit. If you make a withdrawal during the first three rider years, then the 20% rider credit does not apply and the enhanced lifetime base will be established as zero and will always be zero.

The maximum enhanced lifetime base at any time is $5,000,000.

If the enhanced lifetime base is greater than zero, then it will:

•	increase by the amount of any purchase payments received on or after the third rider anniversary.

•	be reduced by any withdrawal in the same proportion as the withdrawal reduces the RBA and, if the withdrawal exceeds the RBP, it will then be set to the lesser of this reduced value and the contract value immediately following the withdrawal.

•	be set to the lesser of its current value and the contract value, if you choose an asset allocation model that is more aggressive than the target model while you are in the withdrawal phase.

If any of the following events occur, then the enhanced lifetime base will be established as or reset to zero and will always be zero:

•	The total RBA is reduced to zero.

•	You selected the Single Life rider, and there is a change in the covered person, including changes due to spousal continuations and ownership changes.

The enhanced lifetime base is an amount that may be used to increase the ALP and cannot be withdrawn or annuitized.

Increase in ALP because of the Enhanced Lifetime Base (for contracts with applications signed on or after June 1, 2008)
As of the later of the third rider anniversary and the date the initial ALP is established, the ALP will be increased to equal the enhanced lifetime base multiplied by 6%, if this amount is greater than the current ALP. Thereafter, the enhanced lifetime base will always be zero.

ALP EXCESS WITHDRAWAL PROCESSING
The ALP is reset to the lesser of the ALP immediately prior to the withdrawal, or 6% of the contract value immediately following the withdrawal.

Remaining Annual Lifetime Payment (RALP): The amount available for withdrawal for the remainder of the contract year under the lifetime withdrawal benefit. During the waiting period, when the guaranteed annual withdrawal amount may be less than the ALP, the value of the RALP at the beginning of the contract year will be the amount that is actually guaranteed each contract year. Prior to establishment of the ALP, the lifetime withdrawal benefit is not in effect and the RALP is zero.

The RALP is determined at the following times:

•	The RALP is established at the same time as the ALP, and:

(a)	During the waiting period and prior to any withdrawals — the RALP is established equal to 6% of purchase payments.

(b)	At any other time — the RALP is established equal to the ALP less all prior withdrawals made in the contract year but not less than zero.

•	At the beginning of each contract year during the waiting period and prior to any withdrawals — the RALP is set equal to the total purchase payments, multiplied by 6%.

•	At the beginning of any other contract year — the RALP is set equal to ALP.

•	When you make additional purchase payments — each additional purchase payment increases the RALP by 6% of the purchase payment amount.

•	At step ups — (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

•	When you make any withdrawal — the RALP equals the RALP immediately prior to the withdrawal less the amount of the withdrawal but not less than zero. If you withdraw an amount greater than the RALP, ALP excess withdrawal

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processing is applied and may reduce the amount available for future withdrawals. When determining if a withdrawal will result in excess withdrawal processing, the applicable RALP will not yet reflect the amount of the current withdrawal.

Required Minimum Distributions (RMD): If you are taking RMDs from your contract and your RMD calculated separately for your contract is greater than the RBP or the RALP on the most recent contract anniversary, the portion of your RMD that exceeds the RBP or RALP on the most recent rider anniversary will not be subject to excess withdrawal processing provided that the following conditions are met:

•	The RMD is for your contract alone;

•	The RMD is based on your recalculated life expectancy taken from the Uniform Lifetime Table under the Code; and

•	The RMD amount is otherwise based on the requirements of section 401(a)(9), related Code provisions and regulations thereunder that were in effect on the effective date of the rider.

RMD rules follow the calendar year which most likely does not coincide with your contract year and therefore may limit when you can take your RMD and not be subject to excess withdrawal processing.

Withdrawal amounts greater than the RBP or RALP on the contract anniversary date that do not meet these conditions will result in excess withdrawal processing as described above. See Appendix E for additional information.

Step Up Date: The date any step up becomes effective, and depends on the type of step up being applied (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

Annual Step Up: Beginning with the first contract anniversary, an increase of the GBA, RBA, GBP, RBP, ALP and/or RALP values may be available. A step up does not create contract value, guarantee the performance of any investment option, or provide a benefit that can be withdrawn or paid upon death. Rather, a step up determines the current values of the GBA, RBA, GBP, RBP, ALP and RALP, and may extend the payment period or increase the allowable payment.

The annual step up may be available as described below, subject to the following rules:

•	The annual step up is effective on the step up date.

•	Only one step up is allowed each contract year.

•	If you take any withdrawals during the waiting period, any previously applied step ups will be reversed and the Annual step up will not be available until the end of the waiting period.

•	On any rider anniversary where the RBA or, if established, the ALP would increase and the application of the step up would not increase the rider charge, the annual step up will be automatically applied to your contract, and the step up date is the contract anniversary date.

•	If the application of the step up would increase the rider charge, the annual step up is not automatically applied. Instead, you have the option to step up for 30 days after the contract anniversary as long as either the contract value is greater than the total RBA or 6% of the contract value is greater than the ALP, if established, on the step-up date. If you exercise the elective annual step up option, you will pay the rider charge in effect on the step up date. If you wish to exercise the elective annual step up option, we must receive a request from you or your investment professional. The step up date is the date we receive your request to step up. If your request is received after the close of business, the step up date will be the next valuation day.

•	The ALP and RALP are not eligible for step ups until they are established. Prior to being established, the ALP and RALP values are both zero.

•	Please note it is possible for the ALP to step up even if the RBA or GBA do not step up, and it is also possible for the RBA and GBA to step up even if the ALP does not step up.

The annual step up resets the GBA, RBA, GBP, RBP, ALP and RALP values as follows:

•	The total RBA will be reset to the greater of the total RBA immediately prior to the step up date or the contract value on the step up date.

•	The total GBA will be reset to the greater of the total GBA immediately prior to the step up date or the contract value on the step up date.

•	The total GBP will be reset using the calculation as described above based on the increased GBA and RBA.

•	The total RBP will be reset as follows:

(a)	During the waiting period and prior to any withdrawals, the RBP will not be affected by the step up.

(b)	At any other time, the RBP will be reset to the increased GBP less all prior withdrawals made in the current contract year, but not less than zero.

•	The ALP will be reset to the greater of the ALP immediately prior to the step up date or 6% of the contract value on the step up date.

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•	The RALP will be reset as follows:

(a)	During the waiting period and prior to any withdrawals, the RALP will not be affected by the step up.

(b)	At any other time, the RALP will be reset to the increased ALP less all prior withdrawals made in the current contract year, but not less than zero.

Spousal Option to Continue the Contract upon Owner’s Death (Spousal Continuation):
Single Life: If a surviving spouse elects to continue the contract and continues the contract as the new owner under the spousal continuation provision of the contract, the SecureSource – Single Life rider also continues. When the spouse elects to continue the contract, any remaining waiting period is cancelled and any waiting period limitations on withdrawals and step-ups terminate; if the covered person changes due to spousal continuation the GBA, RBA, GBP, RBP, ALP and RALP values are affected as follows:

•	The GBA, RBA and GBP values remain unchanged.

•	The RBP is automatically reset to the GBP less all prior withdrawals made in the current contract year, but not less than zero.

•	If the ALP has not yet been established and the new covered person has not yet reached age 65 as of the date of continuation — the ALP will be established on the contract anniversary following the date the covered person reaches age 65 as the lesser of the RBA or the contract anniversary value, multiplied by 6%. The RALP will be established on the same date equal to the ALP.

•	If the ALP has not yet been established but the new covered person is age 65 or older as of the date of continuation — the ALP will be established on the date of continuation as the lesser of the RBA or the contract value, multiplied by 6%. The RALP will be established on the same date in an amount equal to the ALP less all prior withdrawals made in the current contract year, but not less than zero.

•	If the ALP has been established but the new covered person has not yet reached age 65 as of the date of continuation — the ALP and RALP will be automatically reset to zero for the period of time beginning with the date of continuation and ending with the contract anniversary following the date the covered person reaches age 65. At the end of this time period, the ALP will be reset to the lesser of the RBA or the anniversary contract value, multiplied by 6%, and the RALP will be reset to the ALP.

•	If the ALP has been established and the new covered person is age 65 or older as of the date of continuation — the ALP will be automatically reset to the lesser of the current ALP or 6% of the contract value on the date of continuation. The RALP will be reset to the ALP less all prior withdrawals made in the current contract year, but not less than zero.

Please note that the lifetime withdrawal benefit amount may be reduced as a result of the spousal continuation.

Joint Life: If a surviving spouse is a covered spouse and elects the spousal continuation provision of the contract as the new owner, the SecureSource – Joint Life rider also continues. When the spouse elects to continue the contract, any remaining waiting period is cancelled and any waiting period limitations on withdrawals and step-ups terminate. The surviving covered spouse can name a new beneficiary, however, a new covered spouse cannot be added to the rider.

Spousal Continuation Step Up: At the time of spousal continuation, a step-up may be available. All annual step-up rules (see “Annual Step-Up” heading above), other than those that apply to the waiting period, also apply to the spousal continuation step-up. If the spousal continuation step-up is processed automatically, the step-up date is the valuation date spousal continuation is effective. If not, the spouse must elect the step up and must do so within 30 days of the spousal continuation date. If the spouse elects the spousal continuation step up, the step-up date is the valuation date we receive the spouse’s written request to step-up if we receive the request by the close of business on that day, otherwise the next valuation date.

Rules for Withdrawal Provision of Your Contract: Minimum account values following a withdrawal no longer apply to your contract. For withdrawals, the withdrawal will be made from the variable subaccounts, guarantee period accounts (where available), the one-year fixed account (if applicable) and the DCA fixed account in the same proportion as your interest in each bears to the contract value. You cannot specify from which accounts the withdrawal is to be made.

If Contract Value Reduces to Zero: If the contract value reduces to zero and the total RBA remains greater than zero, you will be paid in the following scenarios:

1)	The ALP has not yet been established and the contract value is reduced to zero as a result of fees or charges or a withdrawal that is less than or equal to the RBP. In this scenario, you can choose to:

(a)	receive the remaining schedule of GBPs until the RBA equals zero; or

(b)	Single Life: wait until the rider anniversary following the date the covered person reaches age 65, and then receive the ALP annually until the latter of (i) the death of the covered person, or (ii) the RBA is reduced to zero; or

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(c)	Joint Life: wait until the rider anniversary following the date the younger covered spouse reaches age 65, and then receive the ALP annually until the latter of (i) the death of the last surviving covered spouse, or (ii) the RBA is reduced to zero.

We will notify you of this option. If no election is made, the ALP will be paid.

2)	The ALP has been established and the contract value reduces to zero as a result of fees or charges, or a withdrawal that is less than or equal to both the RBP and the RALP. In this scenario, you can choose to receive:

(a)	the remaining schedule of GBPs until the RBA equals zero; or

(b)	Single Life: the ALP annually until the latter of (i) the death of the covered person, or (ii) the RBA is reduced to zero; or

(c)	Joint Life: the ALP annually until the latter of (i) the death of the last surviving covered spouse, or (ii) the RBA is reduced to zero.

We will notify you of this option. If no election is made, the ALP will be paid.

3)	The ALP has been established and the contract value falls to zero as a result of a withdrawal that is greater than the RALP but less than or equal to the RBP. In this scenario, the remaining schedule of GBPs will be paid until the RBA equals zero.

4)	The ALP has been established and the contract value falls to zero as a result of a withdrawal that is greater than the RBP but less than or equal to the RALP. In this scenario, the ALP will be paid annually until the death of the:

•	Single Life: covered person;

•	Joint Life: last surviving covered spouse.

Under any of these scenarios:

•	The annualized amounts will be paid to you in the frequency you elect. You may elect a frequency offered by us at the time payments begin. Available payment frequencies will be no less frequent than annually;

•	We will no longer accept additional purchase payments;

•	You will no longer be charged for the rider;

•	Any attached death benefit riders will terminate; and

•	Single Life: The death benefit becomes the remaining payments, if any, until the RBA is reduced to zero.

•	Joint Life: If the owner had been receiving the ALP, upon the first death the ALP will continue to be paid annually until the later of: 1) the death of the last surviving covered spouse or 2) the RBA is reduced to zero. In all other situations the death benefit becomes the remaining payments, if any, until the RBA is reduced to zero.

The SecureSource rider and the contract will terminate under either of the following two scenarios:

•	If the contract value falls to zero as a result of a withdrawal that is greater than both the RALP and the RBP. This is full withdrawal of the contract value.

•	If the contract value falls to zero as a result of a withdrawal that is greater than the RALP but less than or equal to the RBP, and the total RBA is reduced to zero.

At Death:
Single Life: If the contract value is greater than zero when the death benefit becomes payable, the beneficiary may: 1) elect to take the death benefit under the terms of the contract, 2) take the fixed payout option available under this rider, or 3) continue the contract under the spousal continuation provision of the contract above.

If the contract value equals zero and the death benefit becomes payable, the following will occur:

•	If the RBA is greater than zero and the owner has been receiving the GBP each year, the GBP will continue to be paid to the beneficiary until the RBA equals zero.

•	If the covered person dies and the RBA is greater than zero and the owner has been receiving the ALP each year, the ALP will continue to be paid to the beneficiary until the RBA equals zero.

•	If the covered person is still alive and the RBA is greater than zero and the owner has been receiving the ALP each year, the ALP will continue to be paid to the beneficiary until the later of the death of the covered person or the RBA equals zero.

•	If the covered person is still alive and the RBA equals zero and the owner has been receiving the ALP each year, the ALP will continue to be paid to the beneficiary until the death of the covered person.

•	If the covered person dies and the RBA equals zero, the benefit terminates. No further payments will be made.

Joint Life: If the death benefit becomes payable at the death of a covered spouse, the surviving covered spouse must utilize the spousal continuation provision of the contract and continue the contract as the new owner to continue the joint benefit. If

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spousal continuation is not available under the terms of the contract, the rider terminates. The lifetime benefit of this rider ends at the death of the last surviving covered spouse.

If the contract value is greater than zero when the death benefit becomes payable, the beneficiary may: 1) elect to take the death benefit under the terms of the contract, 2) take the fixed payout option available under this rider, or 3) continue the contract under the spousal continuation provision of the contract above.

If the contract value equals zero at the first death of a covered spouse, the ALP will continue to be paid annually until the later of: 1) the death of the last surviving covered spouse or 2) the RBA is reduced to zero.

If the contract value equals zero at the death of the last surviving covered spouse, the following will occur:

•	If the RBA is greater than zero and the owner has been receiving the GBP each year, the GBP will continue to be paid to the beneficiary until the RBA equals zero.

•	If the RBA is greater than zero and the owner has been receiving the ALP each year, the ALP will continue to be paid to the beneficiary until the RBA equals zero.

•	If the RBA equals zero, the benefit terminates. No further payments will be made.

Contract Ownership Change:
Single Life: If the contract changes ownership (see “Changing Ownership”), the GBA, RBA, GBP, RBP values will remain unchanged and the ALP and RALP will be reset as follows. Our current administrative practice is to only reset the ALP and RALP if the covered person changes due to the ownership change.

•	If the ALP has not yet been established and the new covered person has not yet reached age 65 as of the ownership change date — the ALP and the RALP will be established on the contract anniversary following the date the covered person reaches age 65. The ALP will be set equal to the lesser of the RBA or the anniversary contract value, multiplied by 6%. If the anniversary date occurs during the waiting period and prior to a withdrawal, the RALP will be set equal to the lesser of the ALP or total purchase payments multiplied by 6%. If the anniversary date occurs at any other time, the RALP will be set to the ALP.

•	If the ALP has not yet been established but the new covered person is age 65 or older as of the ownership change date — the ALP and the RALP will be established on the ownership change date. The ALP will be set equal to the lesser of the RBA or the contract value, multiplied by 6%. If the ownership change date occurs during the waiting period and prior to a withdrawal, the RALP will be set to the lesser of the ALP or total purchase payments multiplied by 6%. If the ownership change date occurs at any other time, the RALP will be set to the ALP less all prior withdrawals made in the current contract year but not less than zero.

•	If the ALP has been established but the new covered person has not yet reached age 65 as of the ownership change date — the ALP and the RALP will be reset to zero for the period of time beginning with the ownership change date and ending with the contract anniversary following the date the covered person reaches age 65. At the end of this time period, the ALP will be reset to the lesser of the RBA or the anniversary contract value, multiplied by 6%. If the time period ends during the waiting period and prior to any withdrawals, the RALP will be reset to equal the lesser of the ALP or total purchase payments multiplied by 6%. If the time period ends at any other time, the RALP will be reset to the ALP.

•	If the ALP has been established and the new covered person is age 65 or older as of the ownership change date — the ALP and the RALP will be reset on the ownership change date. The ALP will be reset to the lesser of the current ALP or 6% of the contract value. If the ownership change date occurs during the waiting period and prior to a withdrawal, the RALP will be reset to the lesser of the ALP or total purchase payments multiplied by 6%. If the ownership change date occurs at any other time, the RALP will be reset to the ALP less all prior withdrawals made in the current contract year but not less than zero.

Please note that the lifetime withdrawal benefit amount may be reduced as a result of the ownership change.

Joint Life: Ownership changes are only allowed between the covered spouses or their revocable trust(s). No other ownership changes are allowed as long as the rider is in force.

Guaranteed Withdrawal Benefit Annuity Option: Several annuity payout plans are available under the contract. As an alternative to these annuity payout plans, a fixed annuity payout option is available under the SecureSource rider.

Under this option the amount payable each year will be equal to the remaining schedule of GBPs, but the total amount paid over the life of the annuity will not exceed the current total RBA at the time you begin this fixed annuity payout option. These annualized amounts will be paid in the frequency that you elect. The frequencies will be among those offered by us at that time but will be no less frequent than annually. If, at the death of the owner, total payouts have been made for less than the RBA, the remaining payouts will be paid to the beneficiary (see “The Annuity Payout Period” and “Taxes”).

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This option may not be available if the contract is issued to qualify under section 403 or 408 of the Code, as amended. For such contracts, this option will be available only if the guaranteed payment period is less than the life expectancy of the owner at the time the option becomes effective. Such life expectancy will be computed using a life expectancy table published by the IRS.

This annuity payout option may also be elected by the beneficiary of a contract as a settlement option. Whenever multiple beneficiaries are designated under the contract, each such beneficiary’s share of the proceeds if they elect this option will be in proportion to their applicable designated beneficiary percentage. Beneficiaries of nonqualified contracts may elect this settlement option subject to the distribution requirements of the contract. We reserve the right to adjust the remaining schedule of GBPs if necessary to comply with the Code.

RIDER TERMINATION
The SecureSource rider cannot be terminated either by you or us except as follows:

1.	Single Life: After the death benefit is payable the rider will terminate if your spouse does not use the spousal continuation provision of the contract to continue the contract.

2.	Joint Life: After the death benefit is payable the rider will terminate if:

(a) any one other than a covered spouse continues the contract, or

(b) a covered spouse does not use the spousal continuation provision of the contract to continue the contract.

3.	Annuity payouts under an annuity payout plan will terminate the rider.

4.	Termination of the contract for any reason will terminate the rider.

5.	When a beneficiary elects an alternative payment plan which is an inherited IRA, the rider will terminate.

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Appendix N: SecureSource 20 Rider Disclosure

SECURESOURCE 20 RIDERS
This is an optional benefit that you can add to your contract for an additional charge. The benefit is intended to provide to you, after the waiting period, a specified withdrawal amount annually for life, even if your contract value is zero, subject to the terms and provisions described in this section. This benefit offers a credit feature to help in low or poor performing markets and a step up feature to lock in contract anniversary values. The SecureSource 20 rider may be appropriate for you if you intend to make periodic withdrawals from your annuity contract and wish to ensure that market performance will not adversely affect your ability to withdraw your principal over time. This benefit is intended for assets you plan to hold and let accumulate for at least three years. If you take any withdrawals during the 3-year waiting period, your benefits will be set to zero until the end of the waiting period when they will be re-established based on your contract value at that time and you will not receive 20% credit offered under this rider.

There are two optional SecureSource 20 riders available under your contract:

•	SecureSource 20 — Single Life; or

•	SecureSource 20 — Joint Life.

The information in this section applies to both Secure Source 20 riders, unless otherwise noted.

For the purpose of this rider, the term “withdrawal” is equal to the term “surrender” in the contract or any riders. Withdrawals will adjust contract values and benefits in the same manner as surrenders.

The SecureSource 20 — Single Life rider covers one person. The SecureSource 20 — Joint Life Rider covers two spouses jointly who are named at contract issue. You may elect only the SecureSource 20 — Single Life rider or the SecureSource 20 — Joint Life rider, not both, and you may not switch riders later. You must elect the rider when you purchase your contract. The rider effective date will be the contract issue date.

The SecureSource 20 rider is an optional benefit that you may select, if approved in your state, for an additional annual charge if:

•	your contract application is signed on or after Aug. 10, 2009, but prior to Nov. 30, 2009; and

•	Single Life: you and the annuitant are 80 or younger on the date the contract is issued; or

•	Joint Life: you and your spouse are 80 or younger on the date the contract is issued.

The SecureSource 20 riders are not available under an inherited qualified annuity.

The SecureSource 20 rider guarantees that after the waiting period, regardless of the investment performance of your contract, you will be able to withdraw up to a certain amount each year from the contract before the annuity payouts begin until:

•	Single Life: until death (see “At Death” heading below) or until the depletion of the basic benefit.

•	Joint Life: until the death of the last surviving covered spouse (see “Joint Life only: Covered Spouses” and “At Death” headings below) or until the depletion of the basic benefit.

KEY TERMS
The key terms associated with the SecureSource 20 rider are:

Annual Lifetime Payment (ALP): the lifetime benefit amount available each contract year after the waiting period and until your death (Joint Life: the death of both covered spouses). After the waiting period, the annual withdrawal amount guaranteed by the rider can vary each contract year. The maximum ALP is $300,000.

Annual Lifetime Payment Attained Age (ALPAA): the age at which the lifetime benefit is established.

Enhanced Lifetime Base (ELB): used in the calculation of the ALP on the later of the ELB date or the establishment of the ALP. The ELB cannot be withdrawn or annuitized and is not payable as a death benefit.

Guaranteed Benefit Amount (GBA): the total cumulative withdrawals guaranteed by the rider under the basic benefit. The maximum GBA is $5,000,000. The GBA cannot be withdrawn or annuitized and is not payable as a death benefit. It is an interim value used to calculate the amount available for withdrawals each year after the waiting period under the basic benefit (see “Guaranteed Benefit Payment” below). At any time, the total GBA is the sum of the individual GBAs associated with each purchase payment.

Guaranteed Benefit Payment (GBP): the basic benefit amount available each contract year after the waiting period until the RBA is reduced to zero. After the waiting period the annual withdrawal amount guaranteed by the rider can vary each contract year.

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Remaining Annual Lifetime Payment (RALP): as you make withdrawals during a contract year, the remaining amount that the rider guarantees will be available for withdrawal that year is reduced. The RALP is the lifetime benefit amount that can be withdrawn during the remainder of the current contract year.

Remaining Benefit Amount (RBA): each withdrawal you make reduces the amount that is guaranteed by the rider for future withdrawals. At any point in time, the RBA equals the amount of GBA that remains available for withdrawals for the remainder of the contract’s life, and total RBA is the sum of the individual RBAs associated with each purchase payment. The maximum RBA is $5,000,000.

Remaining Benefit Payment (RBP): as you make withdrawals during a contract year, the remaining amount that the rider guarantees will be available for withdrawal that year is reduced. The RBP is the basic benefit amount that can be withdrawn during the remainder of the current contract year.

Waiting period: The period of time before you can take a withdrawal without affecting benefits under the rider. The waiting period starts on the rider effective date and ends on the day prior to the third rider anniversary.

Withdrawal Adjustment Base (WAB): one of the components used to determine the GBP Percentage and ALP Percentage. The WAB cannot be withdrawn or annuitized and is not payable as a death benefit.

Withdrawal: The amount by which your contract value is reduced as a result of any withdrawal request. It may differ from the amount of your request due to any surrender charge and any market value adjustment.

DESCRIPTION OF THE SECURESOURCE 20 RIDER
Before the lifetime benefit is established, the annual withdrawal amount guaranteed by the riders after the waiting period is the basic benefit amount. After the lifetime benefit is established and after the waiting period, the riders guarantee that you have the option each contract year to cumulatively withdraw an amount up to the lifetime benefit amount or the basic benefit amount, but the riders do not guarantee withdrawal of both in a contract year.

The lifetime withdrawal benefit is established automatically:

•	Single Life: on the rider anniversary date after the covered person reaches age 65, or on the rider effective date if the covered person is age 65 or older on the rider effective date (see “Annual Lifetime Payment Attained Age (ALPAA)” heading below);

•	Joint Life: on the rider anniversary date after the younger covered spouse reaches age 65, or on the rider effective date if the younger covered spouse is age 65 or older on the rider effective date (see “Annual Lifetime Payment Attained Age (ALPAA)” and “Annual Lifetime Payments (ALP)” headings below).

The basic benefit amount and the lifetime benefit amount can vary based on the relationship of your contract value to the Withdrawal Adjustment Base (WAB). When the first withdrawal is taken each contract year after the waiting period, the percentages used to determine the benefit amounts are set and fixed for the remainder of that year.

If you withdraw less than the allowed withdrawal amount in a contract year, the unused portion cannot be carried over to the next year.

If you withdraw more than the allowed withdrawal amount in a contract year, we call this an “excess withdrawal” under the rider. Excess withdrawals trigger an adjustment of a benefit’s guaranteed amount, which may cause it to be reduced (see “GBA Excess Withdrawal Processing,” “RBA Excess Withdrawal Processing,” and “ALP Excess Withdrawal Processing” headings below).

Please note that basic benefit and lifetime benefit each has its own definition of the allowed annual withdrawal amount. Therefore a withdrawal may be considered an excess withdrawal for purposes of the lifetime benefit only, the basic benefit only, or both.

At any time after the waiting period, as long as your withdrawal does not exceed the greater of the basic benefit amount or the lifetime benefit amount, if established, you will not be assessed a surrender charge or any market value adjustment. If your withdrawals exceed the greater of the RBP or the RALP, surrender charges under the terms of the contract may apply (see “Charges — Surrender Charges”). The amount we actually deduct from your contract value will be the amount you request plus any applicable surrender charge. Market value adjustments, if applicable, will also be made (see “Guarantee Period Accounts (GPAs) — Market Value Adjustment”). We pay you the amount you request. Any withdrawals you take under the contract will reduce the value of the death benefits (see “Benefits in Case of Death”). Upon full withdrawal, you will receive the remaining contract value less any applicable charges (see “Making the Most of Your Contract — Withdrawals”).

Subject to conditions and limitations, an annual step-up can increase the basic benefit amount and the lifetime benefit amount, if your contract value has increased on a rider anniversary.

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Subject to conditions and limitations, if no withdrawals are taken prior to the third rider anniversary, the 20% rider credit may increase the lifetime benefit (if already established) or the Enhanced Lifetime Base (ELB) may increase the lifetime benefit (when established).

The values associated with the basic benefit are GBA, RBA, GBP and RBP. The values associated with the lifetime benefit are ALP, RALP and ELB. ALP and GBP are similar in that they are the annual withdrawal amount for each benefit after the waiting period. RALP and RBP are similar in that they are the remaining amount that can be withdrawn during the current contract year for each benefit.

IMPORTANT SECURESOURCE 20 RIDER CONSIDERATIONS
You should consider whether a SecureSource 20 rider is appropriate for you taking into account the following considerations:

•	Lifetime Benefit Limitations: The lifetime benefit is subject to certain limitations, including but not limited to:

(a)	Single Life: Once the contract value equals zero, payments are made for as long as the covered person is living (see “If Contract Value Reduces to Zero” heading below). However, if the contract value is greater than zero, the lifetime benefit terminates at the first death of any owner or annuitant even if the covered person is still living (see “At Death” heading below). Therefore, the rider will terminate when a death benefit becomes payable. This possibility may present itself when:

(i)	There are multiple contract owners — when one of the contract owners dies the lifetime benefit terminates even though other contract owners are still living; or

(ii)	The owner and the annuitant are not the same persons — if the annuitant dies before the owner, the lifetime benefit terminates even though the owner is still living.

Joint Life: Once the contract value equals zero, payments are made for as long as either covered spouse is living (see “If Contract Value Reduces to Zero” heading below). However, if the contract value is greater than zero, the lifetime benefit terminates at the death of the last surviving covered spouse (see “At Death” heading below).

(b)	Excess withdrawals can reduce the ALP to zero even though the GBA, RBA, GBP and/or RBP values are greater than zero. If both the ALP and the contract value are zero, the lifetime benefit will terminate.

(c)	If the lifetime benefit is first established prior to the third rider anniversary, the initial ALP is based on the basic benefit’s RBA at that time (see “Annual Lifetime Payment (ALP)” heading below). If the lifetime benefit is first established on/after the third rider anniversary, the initial ALP is based on the greater of the basic benefit’s RBA and the ELB at that time. Any withdrawal you take before the ALP is established reduces the RBA and ELB and therefore may result in a lower amount of lifetime withdrawals you are allowed to take.

(d)	Withdrawals can reduce both the contract value and the RBA to zero prior to the establishment of the ALP. If this happens, the contract and the rider will terminate.

•	Withdrawals: Please consider carefully when you start taking withdrawals from this rider. If you take any withdrawals during the 3-year waiting period, your benefits will be set to zero until the end of the waiting period when they will be re-established based on your contract value at that time and you will not receive 20% credit offered under this rider. Any withdrawal request within the 3-year waiting period must be submitted in writing. Also, after the waiting period if you withdraw more than the allowed withdrawal amount in a contract year (“excess withdrawal”), the guaranteed amounts under the rider may be reduced.

•	Use of Portfolio Navigator Program Required: You must be invested in one of the available PN program investment options of the PN program. This requirement limits your choice of subaccounts, one-year fixed account and GPAs (if available) to the PN program investment options (if applicable) you have selected. This means you will not be able to allocate contract value to all of the subaccounts, GPAs or the one-year fixed account that are available under the contract to contract owners who do not elect the rider. (See “Making the Most of Your Contract — Portfolio Navigator Program.”) You may allocate purchase payments to the DCA fixed account, when available, and we will make monthly transfers into the investment option you have chosen. You may make two elective investment option changes per contract year; we reserve the right to limit elective investment option changes if required to comply with the written instructions of a fund (see “Market Timing”).

You can allocate your contract value to any available investment options during the following times: (1) prior to your first withdrawal and (2) following a benefit reset due to an investment option change as described below but prior to any subsequent withdrawal. During these accumulation phases, you may request to change your investment option to any available investment option.

Immediately following a withdrawal your contract value will be reallocated to the target investment option as shown in your contract if your current investment option is more aggressive than the target investment option. If you are in a static model

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portfolio, this reallocation will be made to the applicable fund of funds investment option. This automatic reallocation is not included in the total number of allowed investment option changes per contract year. The target investment option classification is currently the Moderate investment option. We reserve the right to change the target investment option to an investment option that is more aggressive than the current target investment option after 30 days written notice.

After you have taken a withdrawal and prior to any benefit reset as described below, you are in a withdrawal phase. During withdrawal phases you may request to change your investment option to the target investment option or any investment option that is more conservative than the target investment option without a benefit reset as described below. If you are in a withdrawal phase and you choose to allocate your contract value to an investment option that is more aggressive than the target investment option, you will be in the accumulation phase again. If this is done after the waiting period, your rider benefit will be reset as follows:

(a)	the total GBA will be reset to the contract value, if your contract value is less; and

(b)	the total RBA will be reset to the contract value, if your contract value is less; and

(c)	the ALP, if established, will be reset to your current ALP Percentage (either 6% or 5% as described under “GBP Percentage and ALP Percentage” heading below) times the contract value, if this amount is less than the current ALP; and

(d)	the GBP will be recalculated as described below, based on the reset GBA and RBA; and

(e)	the RBP will be recalculated as the reset GBP less all prior withdrawals taken during the current contract year, but not less than zero; and

(f)	the RALP will be recalculated as the reset ALP less all prior withdrawals taken during the current contract year, but not less than zero; and

(g)	the WAB will be reset as follows:

•	if the ALP has not been established, the WAB will be equal to the reset GBA.

if the ALP has been established, the WAB will be equal to the reset ALP, divided by the current ALP Percentage; and

(h)	the ELB, if greater than zero, will be reset to the contract value, if your contract value is less.

You may request to change your investment option by written request on an authorized form or by another method agreed to by us.

•	Non-Cancelable: Once elected, the SecureSource 20 rider may not be cancelled (except as provided under “Rider Termination” heading below) and the fee will continue to be deducted until the contract or rider is terminated or the contract value reduces to zero (described below).

Dissolution of marriage does not terminate the SecureSource 20 – Joint Life rider and will not reduce the fee we charge for this rider. The benefit under the SecureSource 20 – Joint Life rider continues for the covered spouse who is the owner of the contract (or annuitant in the case of nonnatural ownership). The rider will terminate at the death of the contract owner (or annuitant in the case of nonnatural ownership) because the original covered spouse will be unable to elect the spousal continuation provision of the contract (see “Joint Life only: Covered Spouses” below).

•	Joint Life: Limitations on Contract Owners, Annuitants and Beneficiaries: Since the joint life benefit will terminate unless the surviving covered spouse continues the contract under the spousal option to continue the contract upon the owner’s death provision, only ownership arrangements that permit such continuation are allowed at rider issue. In general, the covered spouses should be joint owners, or one covered spouse should be the owner and the other covered spouse should be named as the sole primary beneficiary. The annuitant must also be an owner. For non-natural ownership arrangements that allow for spousal continuation one covered spouse should be the annuitant and the other covered spouse should be the sole primary beneficiary. For revocable trust ownerships, the grantor of the trust must be the annuitant and the beneficiary must either be the annuitant’s spouse or a trust that names the annuitant’s spouse as the sole primary beneficiary. You are responsible for establishing ownership arrangements that will allow for spousal continuation.

If you select the SecureSource 20 – Joint Life rider, please consider carefully whether or not you wish to change the beneficiary of your annuity contract. The rider will terminate if the surviving covered spouse can not utilize the spousal continuation provision of the contract when the death benefit is payable.

•	Limitations on Purchase Payments: We reserve the right to limit the cumulative amount of purchase payments, subject to state restrictions. For current purchase payment restrictions, please see “Buying Your Contract — Purchase Payments”.

•	Interaction with Total Free Amount (FA) contract provision: The FA is the amount you are allowed to withdraw from the contract in each contract year without incurring a surrender charge (see “Charges — Surrender Charge”). The FA may be greater than the RBP or RALP under this rider. Any amount you withdraw under the contract’s FA provision that exceeds

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the RBP or RALP is subject to the excess withdrawal processing described below for the GBA, RBA and ALP. Also, any amount you withdraw during the waiting period will set all benefits under the rider to zero until the end of the waiting period when they will be reestablished based on the contract value at that time.

You should consult your tax advisor before you select this optional rider if you have any questions about the use of the rider in your tax situation because:

•	Tax Considerations for Nonqualified Annuities: Under current federal income tax law, withdrawals under nonqualified annuities, including withdrawals taken from the contract under the terms of the rider, are treated less favorably than amounts received as annuity payments under the contract (see “Taxes — Nonqualified Annuities”). Withdrawals are taxable income to the extent of earnings. Withdrawals of earnings before age 59 1/2 may also incur a 10% IRS early withdrawal penalty. You should consult your tax advisor before you select this optional rider if you have any questions about the use of the rider in your tax situation.

•	Tax Considerations for Qualified Annuities: Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract (see “Taxes — Qualified Annuities — Required Minimum Distributions”). If you have a qualified annuity, you may need to take an RMD during the waiting period and such withdrawals will set all benefits under the rider to zero until the end of the waiting period when they will be reestablished based on the contract value at that time. While the rider permits certain excess withdrawals to be taken after the waiting period for the purpose of satisfying RMD requirements for your contract alone without reducing future benefits guaranteed under the rider, there can be no guarantee that changes in the federal income tax law after the effective date of the rider will not require a larger RMD to be taken, in which case, future guaranteed withdrawals under the rider could be reduced. See Appendix E for additional information.

•	Treatment of Civil Unions and Domestic Partners: The Federal Defense of Marriage Act (“DOMA”) does not recognize same-sex marriages or civil unions, even if permitted under applicable state law. As a result, a beneficiary of a deceased owner who was treated as married to the owner under state law and for purposes of this rider, but whose marriage is not recognized under DOMA, will be required to take distributions from the contract in the manner applicable to non-spouse beneficiaries. In some circumstances, these required distributions could substantially reduce or eliminate the value of the rider. See “Taxes — Other — Spousal status.”

•	Limitations on TSAs: Your right to take withdrawals is restricted if your contract is a TSA (see “TSA — Special Provisions”).

BASIC BENEFIT DESCRIPTION
The GBA and RBA are determined at the following times, subject to the maximum amount of $5,000,000, calculated as described:

•	At contract issue — the GBA and RBA are equal to the initial purchase payment.

•	When you make additional purchase payments — If a withdrawal is taken during the waiting period, the GBA and RBA will not change when a subsequent purchase payment is made during the waiting period. Prior to any withdrawal during the waiting period and after the waiting period, each additional purchase payment will have its own GBA and RBA established equal to the amount of the purchase payment.

•	At step up — (see “Annual Step Up” heading below).

•	At spousal continuation — (see “Spousal Option to Continue the Contract upon Owner’s Death” heading below).

•	When an individual RBA is reduced to zero — the GBA that is associated with that RBA will also be set to zero.

•	When you take a withdrawal during the waiting period — the total GBA and total RBA will be set equal to zero until the end of the waiting period.

•	When you take a withdrawal after the waiting period and the amount withdrawn is:

(a)	less than or equal to the total RBP — the total RBA is reduced by the amount of the withdrawal and the GBA remains unchanged. If there have been multiple purchase payments, both the total GBA and each payment’s GBA remain unchanged, and each payment’s RBA is reduced in proportion to its RBP.

(b)	greater than the total RBP — excess withdrawal processing will be applied to the GBA and RBA.

•	On the rider anniversary at the end of the waiting period — If the first withdrawal is taken during the waiting period and you did not decline a rider fee increase, the total GBA and the total RBA will be reset to the contract value.

If the first withdrawal is taken during the waiting period and you decline a rider fee increase, the total GBA and the total RBA will be reset to the lesser of (1) the GBA at the time of the first withdrawal, plus any additional purchase payments since the time of the first withdrawal, minus all withdrawals, or (2) the contract value.

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•	Upon certain changes to your PN program investment options under the PN program as described under “Use of Portfolio Navigator Program Required,” above.

GBA EXCESS WITHDRAWAL PROCESSING
The total GBA will automatically be reset to the lesser of (a) the total GBA immediately prior to the withdrawal; or (b) the contract value immediately following the withdrawal. If there have been multiple purchase payments, each payment’s GBA after the withdrawal will be reset to equal that payment’s RBA after the withdrawal plus (a) times (b), where:

(a)	is the ratio of the total GBA after the withdrawal less the total RBA after the withdrawal to the total GBA before the withdrawal less the total RBA after the withdrawal; and

(b)	is each payment’s GBA before the withdrawal less that payment’s RBA after the withdrawal.

RBA EXCESS WITHDRAWAL PROCESSING
The total RBA will automatically be reset to the lesser of (a) the contract value immediately following the withdrawal, or (b) the total RBA immediately prior to the withdrawal, less the amount of the withdrawal.

If there have been multiple purchase payments, both the total RBA and each payment’s RBA will be reset. The total RBA will be reset according to the excess withdrawal processing described above. Each payment’s RBA will be reset in the following manner:

1.	The withdrawal amount up to the total RBP is taken out of each RBA bucket in proportion to its individual RBP at the time of the withdrawal; and

2.	The withdrawal amount above the total RBP and any amount determined by the excess withdrawal processing are taken out of each RBA bucket in proportion to its RBA at the time of the withdrawal.

GBP Percentage and ALP Percentage: We use two percentages (6% and 5%) to calculate your GBP and ALP. The percentage used can vary as described below:

During the waiting period, 6% will be used to determine the amount payable to beneficiaries under the RBA Payout Option described below. After the waiting period, a comparison of your contract value and the WAB determines your GBP Percentage and ALP Percentage, unless the percentage is fixed as described below. On each valuation date, if the benefit determining percentage is less than the 20% adjustment threshold, then 6% is used in calculating your GBP and ALP; otherwise, 5% is used. Market volatility and returns, the deduction of fees and the 20% credit could impact your benefit determining percentage. The benefit determining percentage is calculated as follows but will not be less than zero:

1 − (a/b)

a = contract value at the end of the prior valuation period

b = WAB at the end of the prior valuation period

When the first withdrawal in a contract year is taken, the GBP Percentage and ALP Percentage will be set and fixed for the remainder of that contract year. Beginning on the next rider anniversary, the GBP Percentage and ALP Percentage can change on each valuation date as described above until a withdrawal is taken in that contract year.

Under certain limited situations, your GBP Percentage and ALP Percentage will not vary each contract year. They will be set at the earliest of (1), (2) or (3) below and remain fixed for as long as the benefit is payable:

(1)	when the RBA Payout Option is elected, or

(2)	if the ALP is established, when your contract value on a rider anniversary is less than two times the ALP (for the purpose of this calculation only, the ALP is determined using 5%; the ALP Percentage used to determine your ALP going forward will be either 6% or 5%), or

(3)	when the contract value reduces to zero.

For certain periods of time at our discretion and on a non-discriminatory basis, your GBP Percentage and ALP Percentage may be set by us to 6% if more favorable to you.

Withdrawal Adjustment Base (WAB): One of the components used to determine GBP Percentage and ALP Percentage. The maximum WAB is $5,000,000. The WAB cannot be withdrawn or annuitized and is not payable as a death benefit,

The WAB is determined at the following times, calculated as described:

•	At Rider Effective Date — the WAB is set equal to the initial purchase payment.

•	When a subsequent purchase payment is made — before a withdrawal is taken in the waiting period and at any time after the waiting period, the WAB will be increased by the amount of each additional purchase payment.

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•	When a withdrawal is taken — if the first withdrawal is taken during the waiting period, the WAB will be set equal to zero until the end of the waiting period.

Whenever a withdrawal is taken after the waiting period, the WAB will be reduced by the amount in (A) unless the withdrawal is an excess withdrawal for the lifetime benefit (or the basic benefit if the ALP is not established) when it will be set equal to the amount in (B).

(A)	The WAB is reduced by an amount as calculated below:

a × b c	where:

a = the amount the contract value is reduced by the withdrawal

b = WAB on the date of (but prior to) the withdrawal

c = the contract value on the date of (but prior to) the withdrawal.

(B)	If the ALP is not established and the current withdrawal exceeds the RBP, the WAB will be reset to the GBA immediately following excess withdrawal processing.

If the ALP is established and the current withdrawal exceeds the RALP, the WAB will be reset to the ALP divided by the current ALP Percentage (either 5% or 6% as described under “GBP Percentage and ALP Percentage” heading above). In this calculation, we use the ALP immediately following excess withdrawal processing.

•	On rider anniversaries — unless you decline a rider fee increase, the WAB will be increased to the contract value on each rider anniversary, if the contract value is greater, except as follows:

(A)	If a withdrawal is taken during the waiting period, the WAB will be increased to the contract value on each rider anniversary beginning at the end of the waiting period, if the contract value is greater.

(B)	If you decline a rider fee increase and a withdrawal is taken during the waiting period, the WAB will be reset to the lesser of (1) the GBA at the time of the first withdrawal, plus any additional purchase payments since the time of the first withdrawal, minus all withdrawals, or (2) the contract value.

•	Upon certain changes to your PN program investment option as described under “Use of Portfolio Navigator Program Required,” above.

•	On the later of the third rider anniversary or the rider anniversary when the ALP is established — unless you decline a rider fee increase, if the ELB is greater than zero, the WAB will be increased by an amount as calculated below, but not less than zero.

(A)	The ELB, minus

(B)	the greater of:

i)	your contract value, or

ii)	the ALP before the ELB is applied, divided by the ALP Percentage (if the ALP is established) or the total RBA (if the ALP is established on the third rider anniversary).

Guaranteed Benefit Payment (GBP): At any time, the amount available for withdrawal in each contract year after the waiting period, until the RBA is reduced to zero, under the basic benefit. After the waiting period the annual withdrawal amount guaranteed under the rider can vary each contract year. At any point in time, each payment’s GBP is the lesser of (a) and (b) where (a) is the GBA for that payment multiplied by the current GBP percentage (either 5% or 6% as described under “GBP Percentage and ALP Percentage” heading above) and (b) is the RBA for that payment. The total GBP is the sum of the GBPs for each purchase payment.

Remaining Benefit Payment (RBP): The amount available for withdrawal for the remainder of the contract year under the basic benefit. At any point in time, the total RBP is the sum of the RBPs for each purchase payment.

The RBP is determined at the following times, calculated as described:

•	During the waiting period — the RBP will be zero.

•	At the beginning of any contract year after the waiting period and when the GBP Percentage changes — the RBP for each purchase payment is set equal to that purchase payment’s GBP.

•	When you make additional purchase payments after the waiting period — each additional purchase payment has its own RBP equal to the purchase payment, multiplied by the GBP Percentage.

•	At step up — (see “Annual Step Up” heading below).

•	At spousal continuation — (see “Spousal Option to Continue the Contract upon Owner’s Death” heading below).

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•	When you make any withdrawal after the waiting period — the total RBP is reset to equal the total RBP immediately prior to the withdrawal less the amount of the withdrawal, but not less than zero. If there have been multiple purchase payments, each payment’s RBP is reduced proportionately. If you withdraw an amount greater than the RBP, GBA excess withdrawal processing and RBA excess withdrawal processing are applied and the amount available for future withdrawals for the remainder of the contract’s life may be reduced by more than the amount of withdrawal. When determining if a withdrawal will result in the excess withdrawal processing, the applicable RBP will not yet reflect the amount of the current withdrawal.

LIFETIME BENEFIT DESCRIPTION
Single Life only: Covered Person: The person whose life is used to determine when the ALP is established, and the duration of the ALP payments (see “Annual Lifetime Payment (ALP)” heading below). The covered person is the oldest contract owner or annuitant. If the owner is a nonnatural person, i.e., a trust or corporation, the covered person is the oldest annuitant.

Joint Life only: Covered Spouses: The contract owner and his or her legally married spouse as defined under federal law, as named on the application for as long as the marriage is valid and in effect. If the contract owner is a nonnatural person (e.g., a trust), the covered spouses are the annuitant and the legally married spouse of the annuitant. The covered spouses lives are used to determine when the ALP is established, and the duration of the ALP payments (see “Annual Lifetime Payment (ALP)” heading below). The covered spouses are established on the rider effective date and cannot be changed.

Annual Lifetime Payment Attained Age (ALPAA):

•	Single Life: The covered person’s age after which time the lifetime benefit can be established. Currently, the lifetime benefit can be established on the later of the contract effective date or the contract anniversary date on/following the date the covered person reaches age 65.

•	Joint Life: The age of the younger covered spouse at which time the lifetime benefit is established.

Annual Lifetime Payment (ALP): The ALP is the lifetime benefit amount available for withdrawals in each contract year after the waiting period until the later of:

•	Single Life: death; or

•	Joint Life: death of the last surviving covered spouse; or

•	the RBA is reduced to zero.

The maximum ALP is $300,000. Prior to establishment of the ALP, the lifetime benefit is not in effect and the ALP is zero.

The ALP is determined at the following times:

•	Single Life: Initially the ALP is established on the earliest of the following dates:

(a)	the rider effective date if the covered person has already reached age 65.

(b)	the rider anniversary following the date the covered person reaches age 65,

–	if during the waiting period and no prior withdrawal has been taken; or

–	if after the waiting period.

(c)	the rider anniversary following the end of the waiting period if the covered person is age 65 before the end of the waiting period and a prior withdrawal had been taken.

If the ALP is established prior to the third rider anniversary, the ALP is set equal to the total RBA multiplied by the ALP Percentage (either 5% or 6% as described under “GBP Percentage and ALP Percentage” heading above). If the ALP is established on or following the third rider anniversary, the ALP is set equal to the ALP Percentage multiplied by the greater of the ELB or the total RBA.

•	Joint Life: Initially the ALP is established on the earliest of the following dates:

(a)	the rider effective date if the younger covered spouse has already reached age 65.

(b)	the rider anniversary on/following the date the younger covered spouse reaches age 65.

(c)	upon the first death of a covered spouse, then

(1)	the date we receive written request when the death benefit is not payable and the surviving covered spouse has already reached age 65; or

(2)	the date spousal continuation is effective when the death benefit is payable and the surviving covered spouse has already reached age 65; or

(3)	the rider anniversary on/following the date the surviving covered spouse reaches age 65.

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(d)	Following dissolution of marriage of the covered spouses,

(1)	the date we receive written request if the remaining covered spouse who is the owner (or annuitant in the case of nonnatural ownership) has already reached age 65; or

(2)	the rider anniversary on/following the date the remaining covered spouse who is the owner (or annuitant in the case of nonnatural ownership) reaches age 65.

For (b), (c) and (d) above, if the date described occurs during the waiting period and a prior withdrawal had been taken, we use the rider anniversary following the end of the waiting period to establish the ALP.

If the ALP is established prior to the third rider anniversary, the ALP is set equal to the total RBA multiplied by the ALP Percentage (either 5% or 6% as described under “GBP Percentage and ALP Percentage” heading above). If the ALP is established on or following the third rider anniversary, the ALP is set equal to the ALP Percentage multiplied by the greater of the ELB or the total RBA.

•	Whenever the ALP Percentage changes —

(a)	If the ALP Percentage is changing from 6% to 5%, the ALP is reset to the ALP multiplied by 5%, divided by 6%.

(b)	If the ALP Percentage is changing from 5% to 6%, the ALP is reset to the ALP multiplied by 6%, divided by 5%.

•	When you make an additional purchase payment — Before a withdrawal is taken in the waiting period and at any time after the waiting period, each additional purchase payment increases the ALP by the amount of the purchase payment, multiplied by the ALP Percentage.

•	When you make a withdrawal:

(a)	During the waiting period, the ALP, if established, will be set equal to zero until the end of the waiting period.

(b)	After the waiting period, if the amount withdrawn is:

(i) less than or equal to the RALP, the ALP is unchanged.

(ii) greater than the RALP, ALP excess withdrawal processing will occur.

If you withdraw less than the ALP in a contract year, there is no carry over to the next contract year.

•	On the rider anniversary at the end of the waiting period — If you took a withdrawal during the waiting period, the ALP is set equal to the contract value multiplied by the ALP Percentage if the covered person (Joint Life: younger covered spouse) has reached age 65.

•	At step ups — (see “Annual Step Up” heading below).

•	At spousal continuation — (see “Spousal Option to Continue the Contract upon Owner’s Death” heading below).

•	Upon certain changes to your PN program investment option under the PN program as described under “Use of Portfolio Navigator Program Required,” above.

20% Rider Credit
If you do not make a withdrawal during the first three rider years and you don’t decline a rider fee increase, then a 20% rider credit may increase your ALP. This credit is 20% of purchase payments received in the first 180 days that the rider is in effect and is used to establish the enhanced lifetime base. The enhanced lifetime base is an amount that may be used to increase the ALP. The 20% rider credit does not increase the basic benefit or the contract value. Because step ups may increase your ALP, they may reduce or eliminate any benefit of the 20% rider credit.

Enhanced Lifetime Base (ELB)
The enhanced lifetime base will be established initially on the third rider anniversary. If you do not decline a rider fee increase and you do not make a withdrawal during the first three rider years, then the enhanced lifetime base will be the sum of all purchase payments received during the first three rider years plus the 20% rider credit. If you make a withdrawal during the first three rider years or decline a rider fee increase, then the 20% rider credit does not apply and the enhanced lifetime base will be established as zero and will always be zero.

The maximum enhanced lifetime base at any time is $5,000,000.

If the enhanced lifetime base is greater than zero, then it will:

•	increase by the amount of any purchase payments received on or after the third rider anniversary.

•	be reduced by any withdrawal in the same proportion as the withdrawal reduces the RBA and, if the withdrawal exceeds the RBP, it will then be set to the lesser of this reduced value and the contract value immediately following the withdrawal.

•	be set to the contract value (if your contract value is less), if you choose an asset allocation model that is more aggressive than the target model while you are in the withdrawal phase.

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If any of the following events occur, then the enhanced lifetime base will be established as or reset to zero and will always be zero:

•	The total RBA is reduced to zero.

•	You decline a rider fee increase.

The enhanced lifetime base is an amount that may be used to increase the ALP and cannot be withdrawn, annuitized or payable as a death benefit.

Increase in ALP because of the Enhanced Lifetime Base
If the ALP is already established, on the third rider anniversary, the ALP will be increased to equal the enhanced lifetime base multiplied by the ALP Percentage (either 5% or 6% as described under “GBP Percentage and ALP Percentage” heading above), if this amount is greater than the current ALP. Thereafter, the enhanced lifetime base will always be zero.

ALP Excess Withdrawal Processing
The ALP is reset to the lesser of the ALP immediately prior to the withdrawal, or the ALP Percentage (either 5% or 6% as described under “GBP Percentage and ALP Percentage” heading above) multiplied by the contract value immediately following the withdrawal.

Remaining Annual Lifetime Payment (RALP): The amount available for withdrawal for the remainder of the contract year under the lifetime benefit. Prior to establishment of the ALP, the lifetime benefit is not in effect and the RALP is zero.

The RALP is determined at the following times:

•	The RALP is established at the same time as the ALP, and:

(a)	During the waiting period — the RALP will be zero.

(b)	At any other time — the RALP is established equal to the ALP less all prior withdrawals taken in the contract year but not less than zero.

•	At the beginning of each contract year after the waiting period and when the ALP Percentage changes — the RALP is set equal to the ALP.

•	When you make additional purchase payments after the waiting period — each additional purchase payment increases the RALP by the purchase payment, if applicable multiplied by the ALP Percentage (either 5% or 6% as described under “GBP Percentage and ALP Percentage” heading above).

•	At step ups — (see “Annual Step Up” headings below).

•	At spousal continuation — (see “Spousal Option to Continue the Contract upon Owner’s Death” heading below).

•	When you make any withdrawal after the waiting period — the RALP equals the RALP immediately prior to the withdrawal less the amount of the withdrawal but not less than zero. If you withdraw an amount greater than the RALP, ALP excess withdrawal processing is applied and may reduce the amount available for future withdrawals. When determining if a withdrawal will result in excess withdrawal processing, the applicable RALP will not yet reflect the amount of the current withdrawal.

OTHER PROVISIONS
Required Minimum Distributions (RMD): If you are taking RMDs from your contract and your RMD calculated separately for your contract is greater than the RBP or the RALP on the most recent contract anniversary, the portion of your RMD that exceeds the benefit amount will not be subject to excess withdrawal processing provided that the following conditions are met:

•	The withdrawal is after the waiting period;

•	The RMD is for your contract alone;

•	The RMD is based on your recalculated life expectancy taken from the Uniform Lifetime Table under the Code; and

•	The RMD amount is otherwise based on the requirements of section 401(a) (9), related Code provisions and regulations thereunder that were in effect on the effective date of the rider.

RMD rules follow the calendar year which most likely does not coincide with your contract year and therefore may limit when you can take your RMD and not be subject to excess withdrawal processing. Any withdrawal during the waiting period will reset the basic benefit and lifetime benefit at the end of the waiting period. After the waiting period, withdrawal amounts greater than the RALP or RBP that do not meet the conditions above will result in excess withdrawal processing. The amount in excess of the RBP and/or RALP that is not subject to excess withdrawal processing will be recalculated if the RALP and RBP change due to GBP Percentage and ALP Percentage changes. See Appendix E for additional information.

Annual Step Up: Beginning with the first contract anniversary, an increase of the benefit values may be available. A step up does not create contract value, guarantee the performance of any investment option, or provide a benefit that can be withdrawn

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in a lump sum or paid upon death. Rather, a step up determines the current values of the GBA, RBA, GBP, RBP, ALP and RALP, and may extend the payment period or increase the allowable payment. If there have been multiple payments and the GBA increases due to the step up, the individual GBAs, RBAs, GBPs, and RBPs will be combined.

The annual step up may be available as described below, subject to the maximum GBA, RBA and ALP and subject to the following rules:

•	You have not declined a rider fee increase.

•	If you take any withdrawals during the waiting period the annual step up will not be available until the rider anniversary following the end of the waiting period.

•	On any rider anniversary where your contract value is greater than the RBA or, your contract value multiplied by the ALP Percentage (either 5% or 6% as described under “GBP Percentage and ALP Percentage” heading above) is greater than the ALP, if established, the annual step up will be applied to your contract on the rider anniversary.

•	The ALP and RALP are not eligible for step ups until they are established. Prior to being established, the ALP and RALP values are both zero.

•	Please note it is possible for the ALP to step up even if the RBA or GBA do not step up, and it is also possible for the RBA and GBA to step up even if the ALP does not step up.

The annual step up resets the GBA, RBA, GBP, RBP, ALP and RALP values as follows:

•	The total RBA will be increased to the contract value on the rider anniversary, if the contract value is greater.

•	The total GBA will be increased to the contract value on the rider anniversary, if the contract value is greater.

•	The total GBP will be reset using the calculation as described above based on the increased GBA and RBA.

•	The total RBP will be reset as follows:

(a)	During the waiting period, the RBP will not be affected by the step up.

(b)	After the waiting period, the RBP will be reset to the increased GBP.

•	The ALP will be increased to the contract value on the rider anniversary multiplied by the ALP Percentage (either 5% or 6% as described under “GBP Percentage and ALP Percentage” heading above), if greater than the current ALP.

•	The RALP will be reset as follows:

(a)	During the waiting period, the RALP will not be affected by the step up.

(b)	After the waiting period, the RALP will be reset to the increased ALP.

Spousal Option to Continue the Contract upon Owner’s Death (Spousal Continuation):
Single Life: If a surviving spouse elects to continue the contract and continues the contract as the new owner under the spousal continuation provision of the contract, the SecureSource 20 — Single Life rider terminates.

Joint Life: If a surviving spouse is a covered spouse and elects the spousal continuation provision of the contract as the new owner, the SecureSource 20 — Joint Life rider also continues. The surviving covered spouse can name a new beneficiary; however, a new covered spouse cannot be added to the rider.

At the time of spousal continuation, a step-up may be available. If you decline a rider fee increase or the spousal continuation occurs during the waiting period and a withdrawal was taken, a step up is not available. All annual step-up rules (see “Annual Step-Up” heading above) also apply to the spousal continuation step-up except that a) the RBP will be calculated as the GBP after the step-up less all prior withdrawals taken during the current contract year, but not less than zero, and b) the RALP will be calculated as the ALP after the step-up less all prior withdrawals taken during the current contract year, but not less than zero. The spousal continuation step-up is processed on the valuation date spousal continuation is effective.

Rules for Withdrawal Provision of Your Contract: Minimum account values following a withdrawal no longer apply to your contract. For withdrawals, the withdrawal will be taken from the variable subaccounts, guarantee period accounts (where available), the one-year fixed account (if applicable) and the DCA fixed account in the same proportion as your interest in each bears to the contract value. You cannot specify from which accounts the withdrawal is to be taken.

If Contract Value Reduces to Zero: If the contract value reduces to zero, you will be paid in the following scenarios:

1)	The ALP has not yet been established, the total RBA is greater than zero and the contract value is reduced to zero as a result of fees or charges or a withdrawal that is less than or equal to the RBP. In this scenario, you can choose to:

(a)	receive the remaining schedule of GBPs until the RBA equals zero; or

(b)	Single Life: wait until the rider anniversary following the date the covered person reaches age 65, and then receive the ALP annually until the latter of (i) the death of the covered person, or (ii) the RBA is reduced to zero.

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Joint Life: wait until the rider anniversary following the date the younger covered spouse reaches age 65, and then receive the ALP annually until the latter of (i) the death of the last surviving covered spouse, or (ii) the RBA is reduced to zero.

We will notify you of this option. If no election is made, the ALP will be paid.

2)	The ALP has been established, the total RBA is greater than zero and the contract value reduces to zero as a result of fees or charges, or a withdrawal that is less than or equal to both the RBP and the RALP. In this scenario, you can choose to receive:

(a)	the remaining schedule of GBPs until the RBA equals zero; or

(b)	Single Life: the ALP annually until the latter of (i) the death of the covered person, or (ii) the RBA is reduced to zero.

Joint Life: the ALP annually until the latter of (i) the death of the last surviving covered spouse, or (ii) the RBA is reduced to zero.

We will notify you of this option. If no election is made, the ALP will be paid.

3)	The ALP has been established and the contract value falls to zero as a result of a withdrawal that is greater than the RALP but less than or equal to the RBP. In this scenario, the remaining schedule of GBPs will be paid until the RBA equals zero.

4)	The ALP has been established and the contract value falls to zero as a result of a withdrawal that is greater than the RBP but less than or equal to the RALP. In this scenario, the ALP will be paid annually until the death of the:

•	Single Life: covered person;

•	Joint Life: last surviving covered spouse.

Under any of these scenarios:

•	The annualized amounts will be paid to you in monthly installments. If the monthly payment is less than $100, we have the right to change the frequency but no less frequent than annually;

•	We will no longer accept additional purchase payments;

•	You will no longer be charged for the rider;

•	Any attached death benefit riders will terminate;

•	In determining the remaining schedule of GBPs, the current GBP is fixed for as long as payments are made.

•	Single Life: The death benefit becomes the remaining payments, if any, until the RBA is reduced to zero; and

•	Joint Life: If the owner had been receiving the ALP, upon the first death the ALP will continue to be paid annually until the later of: 1) the death of the last surviving covered spouse or 2) the RBA is reduced to zero. In all other situations the death benefit becomes the remaining payments, if any, until the RBA is reduced to zero.

The SecureSource 20 rider and the contract will terminate under either of the following two scenarios:

•	If the ALP is established and the RBA is zero, and if the contract value falls to zero as a result of a withdrawal that is greater than the RALP. This is full withdrawal of the contract value.

•	If the ALP is not established and the RBA is zero, and if the contract value falls to zero as a result of fees, charges or a withdrawal.

At Death:
Single Life: If the contract value is greater than zero when the death benefit becomes payable, the beneficiary may: 1) elect to take the death benefit under the terms of the contract, 2) take the RBA payout option available under this rider, or 3) continue the contract under the spousal continuation provision of the contract which terminates the rider.

If the contract value equals zero and the death benefit becomes payable, the following will occur:

•	If the RBA is greater than zero and the owner has been receiving the GBP each year, the GBP will continue to be paid to the beneficiary until the RBA equals zero.

•	If the covered person dies and the RBA is greater than zero and the owner has been receiving the ALP each year, the ALP will continue to be paid to the beneficiary until the RBA equals zero.

•	If the covered person is still alive and the RBA is greater than zero and the owner has been receiving the ALP each year, the ALP will continue to be paid to the beneficiary until the later of the death of the covered person or the RBA equals zero.

•	If the covered person is still alive and the RBA equals zero and the owner has been receiving the ALP each year, the ALP will continue to be paid to the beneficiary until the death of the covered person.

•	If the covered person dies and the RBA equals zero, the benefit terminates. No further payments will be made.

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Joint Life: If the death benefit becomes payable at the death of a covered spouse, the surviving covered spouse must utilize the spousal continuation provision of the contract and continue the contract as the new owner to continue the joint benefit. If spousal continuation is not available under the terms of the contract, the rider terminates. The lifetime benefit of this rider ends at the death of the last surviving covered spouse.

If the contract value is greater than zero when the death benefit becomes payable, the beneficiary may: 1) elect to take the death benefit under the terms of the contract, 2) take the RBA payout option available under this rider, or 3) continue the contract under the spousal continuation provision of the contract.

If the contract value equals zero at the first death of a covered spouse, the ALP will continue to be paid annually until the later of: 1) the death of the last surviving covered spouse or 2) the RBA is reduced to zero.

If the contract value equals zero at the death of the last surviving covered spouse, the following will occur:

•	If the RBA is greater than zero and the owner has been receiving the GBP each year, the GBP will continue to be paid to the beneficiary until the RBA equals zero.

•	If the RBA is greater than zero and the owner has been receiving the ALP each year, the ALP will continue to be paid to the beneficiary until the RBA equals zero.

•	If the RBA equals zero, the benefit terminates. No further payments will be made.

Contract Ownership Change:
Single Life: If allowed by state law, change of ownership is subject to our approval. If there is a change of ownership and the covered person remains the same, the rider continues with no change to any of the rider benefits. If there is a change of ownership and the covered person would be different, the rider terminates.

Joint Life: Ownership changes are only allowed between the covered spouses or their revocable trust(s) and are subject to our approval, if allowed by state law. No other ownership changes are allowed as long as the rider is in force.

Remaining Benefit Amount (RBA) Payout Option: Several annuity payout plans are available under the contract. As an alternative to these annuity payout plans, a fixed annuity payout option is available under the SecureSource 20 rider after the waiting period.

Under this option the amount payable each year will be equal to the remaining schedule of GBPs, but the total amount paid will not exceed the current total RBA at the time you begin this fixed annuity payout option. These annualized amounts will be paid in monthly installments. If the monthly payment is less than $100, we have the right to change the frequency, but no less frequently than annually. If, at the death of the owner, total payouts have been made for less than the RBA, the remaining payouts will be paid to the beneficiary (see “The Annuity Payout Period” and “Taxes”).

This option may not be available if the contract is issued to qualify under section 403 or 408 of the Code, as amended. For such contracts, this option will be available only if the guaranteed payment period is less than the life expectancy of the owner at the time the option becomes effective. Such life expectancy will be computed using a life expectancy table published by the IRS.

This annuity payout option may also be elected by the beneficiary when the death benefit is payable. Whenever multiple beneficiaries are designated under the contract, each such beneficiary’s share of the proceeds if they elect this option will be in proportion to their applicable designated beneficiary percentage. Beneficiaries of nonqualified contracts may elect this settlement option subject to the distribution requirements of the contract. We reserve the right to adjust the remaining schedule of GBPs if necessary to comply with the Code.

RIDER TERMINATION
The SecureSource 20 rider cannot be terminated either by you or us except as follows:

1.	Single Life: a change of ownership that would result in a different covered person will terminate the rider.

2.	Single Life: After the death benefit is payable, continuation of the contract will terminate the rider.

3.	Joint Life: After the death benefit is payable the rider will terminate if:

(a)	any one other than a covered spouse continues the contract, or

(b)	a covered spouse does not use the spousal continuation provision of the contract to continue the contract.

4.	Annuity payouts under an annuity payout plan will terminate the rider.

5.	You may terminate the rider if your annual rider fee after any fee increase is more than 0.25 percentage points higher than your fee before the increase (See “Charges — SecureSource 20 rider fee”).

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6.	When the RBA and contract value is reduced to zero and either the withdrawal is taken when the ALP is not established or an excess withdrawal of the RALP is taken, the rider will terminate.

7.	Termination of the contract for any reason will terminate the rider.

8.	When a beneficiary elects an alternative payment plan which is an inherited IRA, the rider will terminate.

For an example, see Appendix D.

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Appendix O: SecureSource Stages Rider Disclosure

SECURESOURCE STAGES RIDERS
(Not available for Contract Option C)
This is an optional benefit that you can add to your contract for an additional charge. The benefit is intended to provide to you, after the waiting period, a specified withdrawal amount annually for life, even if your contract value is zero, subject to the terms and provisions described in this section. This benefit offers a credit feature to help in low or poor performing markets and a step up feature to lock in contract anniversary gains. The SecureSource Stages rider may be appropriate for you if you intend to make periodic withdrawals from your annuity contract and wish to ensure that market performance will not adversely affect your ability to withdraw income over your lifetime.

This benefit is intended for assets you plan to hold and let accumulate for at least three years. Your benefits under the rider can be reduced if any of the following occurs:

•	If you take any withdrawals during the 3-year waiting period, your benefits will be set to zero until the end of the waiting period when they will be re-established based on your contract value at that time;

•	If you take a withdrawal after the waiting period and if you withdraw more than the allowed withdrawal amount in a contract year, or you take withdrawals before the lifetime benefit is available;

•	If you take a withdrawal and later choose to allocate your contract value to a model portfolio that is more aggressive than the target model;

•	If the contract value is 20% or more below purchase payments increased by any step ups or rider credits and adjusted for withdrawals (see withdrawal adjustment base described below).

The SecureSource Stages rider guarantees that, regardless of investment performance, you may take withdrawals up to the lifetime benefit amount each contract year that the lifetime benefit is available. The lifetime benefit amount can vary based on your attained age and based on the relationship of your contract value to the withdrawal adjustment base. Each contract year after the waiting period, the percentage used to determine the benefit amount is set when the first withdrawal is taken and fixed for the remainder of that year.

At any time after the waiting period, as long as your total withdrawals during the current year do not exceed the lifetime benefit amount, you will not be assessed a surrender charge and no market value adjustment will be applied. If you withdraw a larger amount, the excess amount will be assessed any applicable surrender charges and any applicable market value adjustment. At any time, you may withdraw any amount up to your entire surrender value, subject to excess withdrawal processing under the rider.

Subject to conditions and limitations, the rider also guarantees that you or your beneficiary will get back purchase payments you have made, increased by annual step-ups, through withdrawals over time.

Subject to conditions and limitations, the lifetime benefit amount can be increased if a rider credit is available or your contract value has increased on a rider anniversary. The principal back guarantee can also be increased if your contract value has increased on a rider anniversary.

AVAILABILITY
There are two optional SecureSource Stages riders available under your contract:

•	SecureSource Stages – Single Life

•	SecureSource Stages – Joint Life

The information in this section applies to both SecureSource Stages riders, unless otherwise noted.

For the purpose of this rider, the term “withdrawal” is equal to the term “surrender” in the contract or any riders. Withdrawals will adjust contract values and benefits in the same manner as surrenders.

The SecureSource Stages — Single Life rider covers one person. The SecureSource Stages — Joint Life Rider covers two spouses jointly who are named at contract issue. You may elect only the SecureSource Stages — Single Life rider or the SecureSource Stages — Joint Life rider, not both, and you may not switch riders later. You must elect the rider when you purchase your contract. The rider effective date will be the contract issue date.

The SecureSource Stages rider is an optional benefit that you may select, if approved in your state, for an additional annual charge if you purchase a contract with application signed on or after Nov. 30, 2009; and

•	Single Life: you are 80 or younger on the date the contract is issued; or

•	Joint Life: you and your spouse are 80 or younger on the date the contract is issued.

The SecureSource Stages riders are not available under an inherited qualified annuity.

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The SecureSource Stages rider guarantees that after the waiting period, regardless of the investment performance of your contract, you will be able to withdraw up to a certain amount each year from the contract before the annuitization start date until:

•	Single Life: death (see “At Death” heading below).

•	Joint Life: the death of the last surviving covered spouse (see “Joint Life only: Covered Spouses” and “At Death” headings below).

KEY TERMS
The key terms associated with the SecureSource Stages rider are:

Age Bands: Each age band is associated with a set of lifetime payment percentages. The covered person (Joint Life: the younger covered spouse) must be at least the youngest age shown in the first age band for the annual lifetime payment to be established. After the annual lifetime payment is established, other factors determine when you move to a higher age band.

Annual Lifetime Payment (ALP): the lifetime benefit amount available each contract year after the waiting period and after the covered person (Joint Life: the younger covered spouse) has reached the youngest age in the first age band. When the ALP is available, the annual withdrawal amount guaranteed by the rider can vary each contract year.

Annual Step-Up: an increase in the benefit base or the principal back guarantee and a possible increase in the lifetime payment percentage that is available each rider anniversary if your contract value increases, subject to certain conditions.

Benefit Base (BB): used to calculate the annual lifetime payment and the annual rider charge. The BB cannot be withdrawn in a lump sum or annuitized and is not payable as a death benefit.

Credit Base (CB): used to calculate the rider credit. The CB cannot be withdrawn or annuitized and is not payable as a death benefit.

Excess Withdrawal: (1) a withdrawal taken after the waiting period and before the annual lifetime payment is established, or (2) a withdrawal that is greater than the remaining annual lifetime payment when the annual lifetime payment is available.

Excess Withdrawal Processing: after the waiting period, a reduction in benefits if a withdrawal is taken before the annual lifetime payment is established or if a withdrawal exceeds the remaining annual lifetime payment.

Lifetime Payment Percentage: used to calculate your annual lifetime payment. Two percentages (“percentage A” and “percentage B”) are used for each age band.

Principal Back Guarantee (PBG): a guarantee that total withdrawals will not be less than purchase payments you have made, increased by annual step-ups, as long as there is no excess withdrawal or benefit reset.

Remaining Annual Lifetime Payment (RALP): as you make withdrawals during a contract year, the remaining amount that the rider guarantees will be available for withdrawal that year is reduced. Whenever the annual lifetime payment is available, the RALP is the guaranteed amount that can be withdrawn during the remainder of the current contract year.

Rider Credit: an amount that can be added to the benefit base on each of the first ten rider anniversaries, based on a rider credit percentage of 8% in year one and 6% for years two through ten, as long as no withdrawals have been taken since the rider effective date and you do not decline any annual rider fee increase. Investment performance and withdrawals in the waiting period may reduce or eliminate the benefit of any rider credits. Rider credits may result in higher rider charges that may exceed the benefit from the credit.

Waiting Period: the period of time before you can take a withdrawal without affecting benefits under the rider. The waiting period starts on the rider effective date and ends on the day prior to the third rider anniversary.

Withdrawal: the amount by which your contract value is reduced as a result of any withdrawal request. It may differ from the amount of your request due to any surrender charge and any market value adjustment.

Withdrawal Adjustment Base (WAB): one of the components used to determine the lifetime payment percentage. The WAB cannot be withdrawn or annuitized and is not payable as a death benefit.

IMPORTANT SECURESOURCE STAGES RIDER CONSIDERATIONS
You should consider whether a SecureSource Stages rider is appropriate for you taking into account the following considerations:

•	Lifetime Benefit Limitations: The lifetime benefit is subject to certain limitations, including but not limited to:

Single Life: Once the contract value equals zero, payments are made for as long as the covered person is living (see “If Contract Value Reduces to Zero” heading below). However, if the contract value is greater than zero, the lifetime benefit terminates at the first death of any owner even if the covered person is still living (see “At Death” heading below). This

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possibility may present itself when there are multiple contract owners — when one of the contract owners dies the lifetime benefit terminates even though other contract owners are still living.

Joint Life: Once the contract value equals zero, payments are made for as long as either covered spouse is living (see “If Contract Value Reduces to Zero” heading below). However, if the contract value is greater than zero, the lifetime benefit terminates at the death of the last surviving covered spouse (see “At Death” heading below).

•	Withdrawals: Please consider carefully when you start taking withdrawals from this rider. If you take any withdrawals during the 3-year waiting period, your benefits will be set to zero until the end of the waiting period when they will be reestablished based on your contract value at that time. Although your benefits will be set to zero until the end of waiting period, we will deduct rider fees based on the anniversary contract value for the remainder of the waiting period. Any withdrawal request within the 3-year waiting period must be submitted in writing. In addition, any withdrawals in the first 10 years will terminate the rider credits. Also, after the waiting period if you withdraw more than the allowed withdrawal amount in a contract year or take withdrawals before the lifetime benefit is available (“excess withdrawal”), the guaranteed amounts under the rider may be reduced.

•	Use of Portfolio Navigator Program Required: You must be invested in one of the available PN program investment options of the PN program. This requirement limits your choice of investments. This means you will not be able to allocate contract value to all of the subaccounts, GPAs or the regular fixed account that are available under the contract to contract owners who do not elect the rider. (See “Making the Most of Your Contract — Portfolio Navigator Program.”) You may allocate purchase payments to the Special DCA fixed account, when available, and we will make monthly transfers into the investment option you have chosen. You may make two elective investment option changes per contract year; we reserve the right to limit elective investment option changes if required to comply with the written instructions of a fund (see “Market Timing”).

You can allocate your contract value to any available investment option during the following times: (1) prior to your first withdrawal and (2) following a benefit reset due to an investment option change as described below but prior to any subsequent withdrawal. During these accumulation phases, you may request to change your investment option to any available investment option.

Immediately following a withdrawal your contract value will be reallocated to the target investment option as shown in your contract if your current investment option is more aggressive than the target investment option. If you are in the static model portfolio, this reallocation will be made to the applicable fund of funds investment option. This automatic reallocation is not included in the total number of allowed model portfolio changes per contract year. The target investment option is currently the Moderate investment option. We reserve the right to change the target investment option to an investment option that is more aggressive than the target investment option after 30 days written notice.

After you have taken a withdrawal and prior to any benefit reset as described below, you are in a withdrawal phase. During withdrawal phases you may request to change your investment option to the target investment option or any investment option that is more conservative than the target investment option without a benefit reset as described below. If you are in a withdrawal phase and you choose to allocate your contract value to an investment option that is more aggressive than the target investment option, you will be in the accumulation phase again. If this is done after the waiting period, your rider benefit will be reset as follows: the BB, PBG and WAB will be reset to the contract value, if less than their current amount; and the ALP and RALP, if available, will be recalculated. You may request to change your investment option by written request on an authorized form or by another method agreed to by us.

•	Non-Cancelable: Once elected, the SecureSource Stages rider may not be cancelled (except as provided under “Rider Termination” heading below) and the fee will continue to be deducted until the contract or rider is terminated or the contract value reduces to zero (described below).

Dissolution of marriage does not terminate the SecureSource Stages — Joint Life rider and will not reduce the fee we charge for this rider. The benefit under the SecureSource Stages — Joint Life rider continues for the covered spouse who is the owner of the contract (or annuitant in the case of nonnatural or revocable trust ownership). The rider will terminate at the death of the contract owner because the original covered spouse will be unable to elect the spousal continuation provision of the contract (see “Joint Life only: Covered Spouses” below).

•	Joint Life: Limitations on Contract Owners, Annuitants and Beneficiaries: Since the joint life benefit will terminate unless the surviving covered spouse continues the contract under the spousal option to continue the contract upon the owner’s death provision, only ownership arrangements that permit such continuation are allowed at rider issue. In general, the covered spouses should be joint owners, or one covered spouse should be the owner and the other covered spouse should be named as the sole primary beneficiary.

For non-natural ownership arrangements that allow for spousal continuation one covered spouse should be the annuitant and the other covered spouse should be the sole primary beneficiary. For revocable trust ownerships, the grantor of the trust must be the annuitant and the beneficiary must either be the annuitant’s spouse or a trust that names the annuitant’s spouse

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as the sole primary beneficiary. You are responsible for establishing ownership arrangements that will allow for spousal continuation.

If you select the SecureSource Stages — Joint Life rider, please consider carefully whether or not you wish to change the beneficiary of your annuity contract. The rider will terminate if the surviving covered spouse cannot utilize the spousal continuation provision of the contract when the death benefit is payable.

•	Limitations on Purchase Payments: We reserve the right to limit the cumulative amount of purchase payments, subject to state restrictions. For current purchase payment restrictions, please see “Buying Your Contract — Purchase Payments”.

•	Interaction with Total Free Amount (FA) contract provision: The FA is the amount you are allowed to withdraw from the contract in each contract year without incurring a surrender charge (see “Charges — Surrender Charge”). The FA may be greater than the remaining annual lifetime payment under this rider. Any amount you withdraw under the contract’s FA provision that exceeds the remaining annual lifetime payment is subject to the excess withdrawal processing described below. Also, any amount you withdraw during the waiting period will set all benefits under the rider to zero until the end of the waiting period when they will be reestablished based on the contract value at that time.

You should consult your tax advisor before you select this optional rider if you have any questions about the use of the rider in your tax situation because:

•	Tax Considerations for Nonqualified Annuities: Under current federal income tax law, withdrawals under nonqualified annuities, including withdrawals taken from the contract under the terms of the rider, are treated less favorably than amounts received as annuity payments under the contract (see “Taxes — Nonqualified Annuities”). Withdrawals are taxable income to the extent of earnings. Withdrawal of earnings before age 59 1/2 may also incur a 10% IRS early withdrawal penalty. You should consult your tax advisor before you select this optional rider if you have any questions about the use of the rider in your tax situation.

•	Tax Considerations for Qualified Annuities: Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract (see “Taxes — Qualified Annuities — Required Minimum Distributions”). If you have a qualified annuity, you may need to take an RMD during the waiting period and such withdrawals will set all benefits under the rider to zero until the end of the waiting period when they will be reestablished based on the contract value at that time. While the rider permits certain excess withdrawals to be taken after the waiting period for the purpose of satisfying RMD requirements for your contract alone without reducing future benefits guaranteed under the rider, there can be no guarantee that changes in the federal income tax law after the effective date of the rider will not require a larger RMD to be taken, in which case, future guaranteed withdrawals under the rider could be reduced. See Appendix E for additional information.

•	Treatment of Civil Unions and Domestic Partners: The Federal Defense of Marriage Act (“DOMA”) does not recognize same-sex marriages or civil unions, even if permitted under applicable state law. As a result, a beneficiary of a deceased owner who was treated as married to the owner under state law and for purposes of this rider, but whose marriage is not recognized under DOMA, will be required to take distributions from the contract in the manner applicable to non-spouse beneficiaries. In some circumstances, these required distributions could substantially reduce or eliminate the value of the rider. See “Taxes — Other — Spousal status.”

•	Limitations on TSAs: Your right to take withdrawals is restricted if your contract is a TSA (see “TSA — Special Provisions”).

LIFETIME BENEFIT DESCRIPTION
Single Life only: Covered Person: the person whose life is used to determine when the annual lifetime payment is established, and the duration of the ALP payments (see “Annual Lifetime Payment (ALP)” heading below). The covered person is the oldest contract owner. If any owner is a nonnatural person (e.g., an irrevocable trust or corporation) or a revocable trust, the covered person is the oldest annuitant.

Joint Life only: Covered Spouses: the contract owner and his or her legally married spouse as defined under federal law, as named on the application for as long as the marriage is valid and in effect. If any contract owner is a nonnatural person (e.g., an irrevocable trust or corporation) or a revocable trust, the covered spouses are the annuitant and the legally married spouse of the annuitant. The covered spouses lives are used to determine when the annual lifetime payment is established, and the duration of the ALP payments (see “Annual Lifetime Payment (ALP)” heading below). The covered spouses are established on the rider effective date and cannot be changed.

Annual Lifetime Payment (ALP): the lifetime benefit amount available each contract year after the waiting period and after the covered person (Joint life: younger covered spouses) has reached age 50. When the ALP is established and at all times thereafter, the ALP is equal to the BB multiplied by the lifetime payment percentage. Anytime the lifetime payment percentage or BB changes as described below, the ALP will be recalculated. When the ALP is available, the first withdrawal taken in each contract year will set and fix the lifetime payment percentage for the remainder of the contract year.

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If you withdraw less than the ALP in a contract year, the unused portion does not carry over to future contract years.

Single Life: The ALP is established on the later of the rider effective date if the covered person has reached age 50, or the date the covered person’s attained age equals age 50. The ALP will be available on later of the rider anniversary after the waiting period, or the date the covered person’s attained age equals age 50.

Joint Life: The ALP is established on the earliest of the following dates:

•	The rider effective date if the younger covered spouse has already reached age 50.

•	The date the younger covered spouse’s attained age equals age 50.

•	Upon the first death of a covered spouse, then either: (a) the date we receive a written request when the death benefit is not payable and the surviving covered spouse has already reached age 50, (b) the date spousal continuation is effective when the death benefit is payable and the surviving covered spouse has already reached age 50, or (c) the date the surviving covered spouse reaches age 50.

•	Following dissolution of marriage of the covered spouses, then either (a) the date we receive a written request if the remaining covered spouse who is the owner (or annuitant in the case of nonnatural or revocable trust ownership) has already reached age 50, or (b) the date the remaining covered spouse who is the owner (or annuitant in the case of nonnatural or revocable trust ownership) reaches age 50.

The ALP will be available on later of the rider anniversary after the waiting period, or the date the ALP is established.

Remaining Annual Lifetime Payment (RALP): the remaining annual lifetime payment guaranteed for withdrawal after any withdrawals are made. The RALP is established at the same time as the ALP. The RALP will be zero during the waiting period. After the waiting period, the RALP equals the ALP less all withdrawals in the current contract year, but it will not be less than zero.

Lifetime Payment Percentage: used to calculate the annual lifetime payment. Two percentages are used for a given age band, percentage A or percentage B, depending on the factors described below.

For ages:

•	50-58, percentage A is 4% and percentage B is 3%.

•	59-64, percentage A is 5% and percentage B is 4%.

•	65-79, percentage A is 6% and percentage B is 5%.

•	80 and older, percentage A is 7% and percentage B is 6%.

The age band for the lifetime payment percentage is determined at the following times:

•	When the ALP is established: The age band for the lifetime payment percentage used to calculate the initial ALP is the percentage for the covered person’s attained age (Joint life: younger covered spouses attained age).

•	On the covered person’s subsequent birthdays (Joint life: younger covered spouses subsequent birthdays): Except as noted below, if the covered person’s new attained age (Joint life: younger covered spouses attained age) is in a higher age band, then the higher age band will be used to determine the appropriate lifetime payment percentage. (However, if you decline any annual rider fee increase or if a withdrawal has been taken since the ALP was made available, then the lifetime payment percentage will not change on subsequent birthdays.)

•	Upon annual step-ups (see “Annual step ups” below).

•	For the Joint life rider, upon death or change in marital status: In the event of death or dissolution of marriage: (A) If no withdrawal has been taken since the ALP was available and no annual rider fee increase has been declined, the lifetime payment percentage will be reset based on the Age Band for the remaining covered spouse’s attained age. (B) If the ALP is not established but the remaining covered spouse has reached the youngest age in the first Age Band, the remaining covered spouse’s attained age will be used to determine the age band for the lifetime payment percentage. In the event of remarriage of the covered spouses to each other, the lifetime payment percentage used is the percentage for the younger covered spouse’s attained age.

The following determines whether Percentage A or Percentage B is used for each applicable age band:

During the waiting period, percentage A will be used to determine the amount payable to beneficiaries under the principal back guarantee (PBG).

After the waiting period, a comparison of your contract value and the withdrawal adjustment base (WAB) determines whether percentage A or percentage B is used to calculate the ALP unless the percentage is fixed as described below.

On each valuation date, if the benefit determining percentage is less than the 20% adjustment threshold, then percentage A is used in calculating your ALP, otherwise percentage B is used. The benefit determining percentage is calculated as follows, but it will not be less than zero:

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1 – (a/b) where:

a = Contract value at the end of the prior valuation period

b = WAB at the end of the prior valuation period

After the ALP is available, the first withdrawal taken in each contract year will set and fix the lifetime payment percentage for the remainder of the contract year. Beginning on the next rider anniversary, the lifetime payment percentage can change on each valuation day as described above until a withdrawal is taken in that contract year.

Under certain limited situations, your Lifetime Payment Percentage will not vary each contract year. Percentage A or percentage B will be determined at the earliest of (1), (2) or (3) below and remain fixed for as long as the benefit is payable:

•	if the ALP is established, when your contract value on a rider anniversary is less than two times the benefit base (BB) multiplied by percentage B for your current age band, or

•	when the contract value reduces to zero, or

•	on the date of death (Joint life: remaining covered spouse’s date of death) when a death benefit is payable.

For certain periods of time at our discretion and on a non-discriminatory basis, your lifetime payment percentage may be set by us to percentage A if more favorable to you.

Determination of Adjustments of Benefit Values: Your lifetime benefit values and principal back guarantee (PBG) are determined at the following times and are subject to a maximum benefit base (BB), credit base (CB), withdrawal adjustment base (WAB) and PBG amount of $10 million each:

•	On the contract date: The WAB, CB, BB and PBG are set equal to the initial purchase payment.

•	When an additional purchase payment is made: Before a withdrawal is taken in the waiting period and at any time after the waiting period, the WAB, CB (unless it has been permanently set to zero), BB and PBG will be increased by the amount of each additional purchase payment.

•	When a withdrawal is taken: If the CB is greater than zero, the CB will be permanently reset to zero when the first withdrawal is taken, and there will be no additional rider credits. If the first withdrawal is taken during the waiting period, the WAB, BB and PBG will be set equal to zero until the end of the waiting period.

•	Whenever a withdrawal is taken after the waiting period:

(a) the WAB will be reduced by the “adjustment for withdrawal,” as defined below.

(b) if the ALP is established and the withdrawal is less than or equal to the RALP, the BB does not change and the PBG is reduced by the amount of the withdrawal, but it will not be less than zero.

(c) if the ALP is not established, excess withdrawal processing will occur as follows. The BB will be reduced by the “adjustment for withdrawal,” and the PBG will be reduced by the greater of the amount of the withdrawal or the “adjustment for withdrawal,” but it will not be less than zero.

(d) If the ALP is established and the withdrawal is greater than the RALP, excess withdrawal processing will occur as follows:

The PBG will be reset to the lesser of:

(i) the PBG reduced by the amount of the withdrawal, but it will not be less than zero; or

(ii) the PBG minus the RALP on the date of (but prior to) the withdrawal and further reduced by an amount calculated as follows, but it will not be less than zero:

a × b where: c

a = the amount of the withdrawal minus the RALP

b = the PBG minus the RALP on the date of (but prior to) the withdrawal

c = the contract value on the date of (but prior to) the withdrawal minus the RALP

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The BB will be reduced by an amount as calculated below:

d × e where: f

d = the amount of the withdrawal minus the RALP

e = the BB on the date of (but prior to) the withdrawal

f = the contract value on the date of (but prior to) the withdrawal minus the RALP.

Adjustment for Withdrawal Definition: When the WAB, PBG or BB is reduced by a withdrawal in the same proportion as the contract value is reduced, the proportional amount deducted is the “adjustment for withdrawal.” The “adjustment for withdrawal” is calculated as follows:

g × h where: i

g = the amount the contract value is reduced by the withdrawal

h = the WAB, BB or PGB (as applicable) on the date of (but prior to) the withdrawal

i = the contract value on the date of (but prior to) the withdrawal.

Rider Anniversary Processing: The following describes how the WAB, BB and PBG are calculated on rider anniversaries, subject to the maximum amount of $10 million for each, and how the lifetime payment percentage can change on rider anniversaries.

•	On the rider anniversary following the waiting period: If a withdrawal was taken during the waiting period and you did not decline any annual rider fee increase as described in the rider charges provision, the BB, WAB and PBG are reset to the contract value. If a withdrawal was taken during the waiting period and you declined any annual rider fee increase, the BB and PBG are reset to the lesser of (1) the BB or PBG (as applicable) at the time of the first withdrawal, plus any additional purchase payments since the time of the first withdrawal, minus all withdrawals, or (2) the contract value. The WAB will be reset to the BB.

•	The WAB on rider anniversaries: Unless you decline any annual rider fee increase or take a withdrawal during the waiting period, the WAB (after any rider credit is added) will be increased to the contract value, if the contract value is greater. If a withdrawal was taken during the waiting period, the WAB will be increased to the contract value, if the contract value is greater, starting on the rider anniversary following the waiting period.

Rider Credits: If you did not take any withdrawals and you did not decline any annual rider fee increase, a rider credit may be available for the first ten rider anniversaries. On the first rider anniversary, the rider credit equals the credit base (CB) 180 days following the rider effective date multiplied by 8%. On any subsequent rider credit anniversaries, the rider credit equals the CB as of the prior rider anniversary multiplied by 6%. On the first rider anniversary the BB and WAB will be set to the greater of the current BB, or the BB 180 days following the contract date increased by the rider credit and any additional purchase payments since 180 days following the rider effective date. On any subsequent rider credit anniversaries the BB and WAB will be set to the greater of the current BB, or the BB on the prior rider anniversary increased by the rider credit and any additional purchase payments since the prior rider anniversary. If the CB is greater than zero, the CB will be permanently reset to zero on the 10th rider anniversary after any adjustment to the WAB and BB, and there will be no additional rider credits.

Annual step ups: Beginning with the first rider anniversary, an annual step-up may be available. If you take any withdrawals during the waiting period, the annual step-up will not be available until the 3rd rider anniversary. If you decline any annual rider fee increase, future annual step-ups will no longer be available.

The annual step-up will be executed on any rider anniversary where the contract value is greater than the PBG or the BB after any rider credit is added. If an annual step-up is executed, the PBG, BB and lifetime payment percentage will be adjusted as follows: The PBG will be increased to the contract value, if the contract value is greater. The BB (after any rider credit is added) will be increased to the contract value, if the contract value is greater. If the covered person’s attained age (Joint Life: younger covered spouses attained age) on the rider anniversary is in a higher age band and (1) there is an increase to BB due to a step-up or (2) the BB is at the maximum of $10,000,000 so there was no step-up of the BB, then the higher age band will be used to determine the appropriate lifetime payment percentage, regardless of any prior withdrawals.

OTHER PROVISIONS
Required Minimum Distributions (RMD): If you are taking RMDs from your contract and your RMD calculated separately for your contract is greater than the remaining annual lifetime payment on the most recent contract anniversary, the portion of

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your RMD that exceeds the benefit amount will not be subject to excess withdrawal processing provided that the following conditions are met:

•	The withdrawal is after the waiting period;

•	The annual lifetime payment is available;

•	The RMD is for your contract alone;

•	The RMD is based on your recalculated life expectancy taken from the Uniform Lifetime Table under the Code; and

•	The RMD amount is otherwise based on the requirements of section 401(a) (9), related Code provisions and regulations thereunder that were in effect on the contract date.

RMD rules follow the calendar year which most likely does not coincide with your contract year and therefore may limit when you can take your RMD and not be subject to excess withdrawal processing. A withdrawal during the waiting period will reset the benefit base, the withdrawal adjustment base and the principal back guarantee to the contract value at the end of the waiting period. After the waiting period, a withdrawal taken before the annual lifetime payment is established or withdrawing amounts greater than the remaining annual lifetime payment that do not meet these conditions will result in excess withdrawal processing. The amount in excess of the RALP that is not subject to excess withdrawal processing will be recalculated if the ALP changes due to lifetime payment percentage changes. See Appendix E for additional information.

Spousal Option to Continue the Contract upon Owner’s Death (Spousal Continuation):
Single Life: If a surviving spouse elects to continue the contract and continues the contract as the new owner under the spousal continuation provision of the contract, the SecureSource Stages — Single Life rider terminates.

Joint Life: If a surviving spouse is a covered spouse and elects the spousal continuation provision of the contract as the new owner, the SecureSource Stages — Joint Life rider also continues. The surviving covered spouse can name a new beneficiary; however, a new covered spouse cannot be added to the rider.

At the time of spousal continuation, a step-up may be available. If you decline a rider fee increase or the spousal continuation occurs during the waiting period and a withdrawal was taken, a step up is not available. All annual step-up rules (see “Rider Anniversary Processing — Annual Step-Up” heading above) also apply to the spousal continuation step-up. The WAB will be increased to the contract value if the contract value is greater. The spousal continuation step-up is processed on the valuation date spousal continuation is effective.

Rules for Surrender: Minimum account values following a surrender no longer apply to your contract. For withdrawals, the withdrawal will be taken from all accounts and the variable subaccounts in the same proportion as your interest in each bears to the contract value. You cannot specify from which accounts the withdrawal is to be taken.

If your contract value is reduced to zero, the CB, if greater than zero, will be permanently reset to zero, and there will be no additional rider credits. Also, the following will occur:

•	If the ALP is not established and if the contract value is reduced to zero as a result of fees or charges, then the owner must wait until the ALP would be established, and the ALP will be paid annually until the death of the covered person (Joint Life: both covered spouses).

•	If the ALP is established and if the contract value is reduced to zero as a result of fees or charges, or as a result of a withdrawal that is less than or equal to the RALP, then the owner will receive the ALP paid annually until the death of the covered person (Joint Life: both covered spouses).

In either case above:

–	These annualized amounts will be paid in monthly installments. If the monthly payment is less than $100, We have the right to change the frequency, but no less frequently than annually.

–	We will no longer accept additional purchase payments.

–	No more charges will be collected for the rider.

–	The current ALP is fixed for as long as payments are made.

–	The death benefit becomes the remaining schedule of annual lifetime payments, if any, until total payments to the owner and the beneficiary are equal to the PBG at the time the contract value falls to zero.

–	The amount paid in the current contract year will be reduced for any prior withdrawals in that year.

•	If the ALP is not established and if the contract value is reduced to zero as a result of a withdrawal, this rider and the contract will terminate.

•	If the ALP is established and if the contract value is reduced to zero as a result of a withdrawal that is greater than the RALP, this rider and the contract will terminate.

RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 195

At Death:
Single Life: If the contract is jointly owned and an owner dies when the contract value is greater than zero, the lifetime benefit for the covered person will cease even if the covered person is still living or if the contract is continued under the spousal continuation option.

Joint Life: If the death benefit becomes payable at the death of a covered spouse, the surviving covered spouse must utilize the spousal continuation option to continue the lifetime benefit. If spousal continuation is not available, the rider terminates. The lifetime benefit ends at the death of the surviving covered spouse.

If the contract value is greater than zero when the death benefit becomes payable, the beneficiary may:

•	elect to take the death benefit under the terms of the contract, or

•	elect to take the principal back guarantee available under this rider, or

•	continue the contract and the SecureSource Stages rider under the spousal continuation option.

For single and joint life, if the beneficiary elects the principal back guarantee under this rider, the following will occur:

•	If the PBG is greater than zero and the ALP is established, the ALP on the date of death will be paid until total payments to the beneficiary are equal to the PBG on the date of death.

•	If the PBG is greater than zero and the ALP is not established, the BB on the date of death multiplied by the lifetime payment percentage used for the youngest age of the covered spouses in the first age band shown on the contract data page will be paid annually until total payments to the beneficiary are equal to the PBG on the date of death.

In either of the above cases:

•	After the date of death, there will be no additional rider credits or annual step-ups.

•	The lifetime payment percentage used will be set as of the date of death.

•	The amount paid in the current contract year will be reduced for any prior withdrawals in that year.

On the date of death (Joint life: remaining covered spouse’s date of death), if the CB is greater than zero, the CB will be permanently reset to zero, and there will be no additional rider credits.

If the PBG equals zero, the benefit terminates. No further payments are made.

Contract Ownership Change:
Single Life: If allowed by state law, change of ownership is subject to our approval. If there is a change of ownership and the covered person remains the same, the rider continues with no change to any of the rider benefits. If there is a change of ownership and the covered person would be different, the rider terminates.

Joint Life: Ownership changes are only allowed between the covered spouses or their revocable trust(s) and are subject to our approval, if allowed by state law. No other ownership changes are allowed as long as the rider is in force.

Assignment: If allowed by state law, an assignment is subject to our approval.

Annuity Provisions: You can choose one of the payout options available under the contract or an alternative fixed annuity payout option available under the SecureSource Stages rider. Under the rider’s payout option, the minimum amount payable shown in Table B, will not apply and you will receive the annual lifetime payment provided by this rider until the later of the death of the covered person (Joint Life: both covered spouses) or depletion of the principal back guarantee. If you choose to receive the ALP, the amount payable each year will be equal to the annual lifetime payment on the annuitization start date. The amount paid in the current contract year will be reduced for any prior withdrawals in that year. These annualized amounts will be paid in monthly installments. If the monthly payment is less than $100, we have the right to change the frequency, but no less frequently than annually.

If you choose to receive the ALP rather than a payout option available under the contract, all other contract features, rider features and charges terminate after the annuitization start date except for the PBG.

RIDER TERMINATION
The SecureSource Stages rider cannot be terminated either by you or us except as follows:

•	Single Life: a change of ownership that would result in a different covered person will terminate the rider.

•	Single Life: after the death benefit is payable, the rider will terminate.

•	Single Life: spousal continuation will terminate the rider.

•	Joint Life: After the death benefit is payable the rider will terminate if anyone other than a covered spouse continues the contract. However, if the covered spouse continues the contract as an inherited IRA or as a beneficiary of a participant in an employer sponsored retirement plan, the rider will terminate.

•	On the annuitization start date, the rider will terminate.

 196  RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

•	You may terminate the rider if your annual rider fee would increase more than 0.25 percentage points (See “Charges — SecureSource Stages rider fee”)

•	When the contract value is reduced to zero and either the withdrawal taken when the annual lifetime payment is not established or a withdrawal in excess of the remaining annual lifetime payment is taken, the rider will terminate.

•	Termination of the contract for any reason will terminate the rider.

For an example, see Appendix D.

RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 197

Appendix P: Condensed Financial Information (Unaudited)

The following tables give per-unit information about the financial history of the subaccounts representing the lowest and highest total annual variable account expense combinations. The date in which operations commenced in each subaccount is noted in parentheses. The SAI contains tables that give per-unit information about the financial history of each existing subaccount. We have not provided this information for subaccounts (if any) that were not available under your contract as of Dec. 31, 2012. You may obtain a copy of the SAI without charge by contacting us at the telephone number or address listed on the first page of the prospectus.

Variable account charges of 1.70% of the daily net assets of the variable account.
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

AllianceBernstein VPS Balanced Wealth Strategy Portfolio (Class B) (09/26/2008)
Accumulation unit value at beginning of period	$1.04	$1.09	$1.00	$0.82	$1.00	—	—	—	—	—
Accumulation unit value at end of period	$1.16	$1.04	$1.09	$1.00	$0.82	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	1	2	2	2	—	—	—	—	—

AllianceBernstein VPS Global Thematic Growth Portfolio (Class B) (08/30/2002)
Accumulation unit value at beginning of period	$1.20	$1.60	$1.37	$0.91	$1.76	$1.50	$1.40	$1.38	$1.33	$0.94
Accumulation unit value at end of period	$1.34	$1.20	$1.60	$1.37	$0.91	$1.76	$1.50	$1.40	$1.38	$1.33
Number of accumulation units outstanding at end of period (000 omitted)	95	108	107	100	100	107	16	16	16	15

AllianceBernstein VPS Growth and Income Portfolio (Class B) (08/30/2002)
Accumulation unit value at beginning of period	$1.32	$1.26	$1.14	$0.96	$1.65	$1.60	$1.39	$1.35	$1.24	$0.95
Accumulation unit value at end of period	$1.52	$1.32	$1.26	$1.14	$0.96	$1.65	$1.60	$1.39	$1.35	$1.24
Number of accumulation units outstanding at end of period (000 omitted)	52	40	56	61	84	154	167	189	109	52

AllianceBernstein VPS International Value Portfolio (Class B) (04/30/2004)
Accumulation unit value at beginning of period	$0.93	$1.17	$1.15	$0.87	$1.89	$1.82	$1.37	$1.20	$1.00	—
Accumulation unit value at end of period	$1.04	$0.93	$1.17	$1.15	$0.87	$1.89	$1.82	$1.37	$1.20	—
Number of accumulation units outstanding at end of period (000 omitted)	6,162	7,923	8,703	28,798	37,213	21,915	15,378	8,725	1,580	—

American Century VP Inflation Protection, Class II (04/30/2004)
Accumulation unit value at beginning of period	$1.34	$1.22	$1.18	$1.09	$1.13	$1.05	$1.05	$1.05	$1.00	—
Accumulation unit value at end of period	$1.42	$1.34	$1.22	$1.18	$1.09	$1.13	$1.05	$1.05	$1.05	—
Number of accumulation units outstanding at end of period (000 omitted)	7,159	8,705	12,467	14,455	14,852	23,568	25,472	20,290	3,919	—

American Century VP International, Class II (04/30/2004)
Accumulation unit value at beginning of period	$1.21	$1.40	$1.26	$0.96	$1.77	$1.53	$1.24	$1.12	$1.00	—
Accumulation unit value at end of period	$1.44	$1.21	$1.40	$1.26	$0.96	$1.77	$1.53	$1.24	$1.12	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	7	7	5	—	—	—

American Century VP Mid Cap Value, Class II (05/01/2007)
Accumulation unit value at beginning of period	$0.97	$0.99	$0.85	$0.67	$0.90	$1.00	—	—	—	—
Accumulation unit value at end of period	$1.11	$0.97	$0.99	$0.85	$0.67	$0.90	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	6	9	—	—	—	—

American Century VP Ultra®, Class II (04/30/2004)
Accumulation unit value at beginning of period	$1.03	$1.04	$0.91	$0.69	$1.20	$1.01	$1.06	$1.06	$1.00	—
Accumulation unit value at end of period	$1.15	$1.03	$1.04	$0.91	$0.69	$1.20	$1.01	$1.06	$1.06	—
Number of accumulation units outstanding at end of period (000 omitted)	3,136	4,210	5,777	7,197	7,837	8,361	23,813	6,935	1,154	—

American Century VP Value, Class II (04/30/2004)
Accumulation unit value at beginning of period	$1.14	$1.15	$1.03	$0.88	$1.22	$1.31	$1.12	$1.09	$1.00	—
Accumulation unit value at end of period	$1.28	$1.14	$1.15	$1.03	$0.88	$1.22	$1.31	$1.12	$1.09	—
Number of accumulation units outstanding at end of period (000 omitted)	50	57	76	102	77	74	88	26	18	—

ClearBridge Variable Small Cap Growth Portfolio – Class I (05/01/2007)
Accumulation unit value at beginning of period	$1.03	$1.04	$0.84	$0.60	$1.03	$1.00	—	—	—	—
Accumulation unit value at end of period	$1.21	$1.03	$1.04	$0.84	$0.60	$1.03	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	55	66	80	45	27	10	—	—	—	—

Columbia Variable Portfolio – Cash Management Fund (Class 3) (03/01/2002)
Accumulation unit value at beginning of period	$0.98	$1.00	$1.02	$1.03	$1.03	$1.00	$0.97	$0.96	$0.97	$0.99
Accumulation unit value at end of period	$0.97	$0.98	$1.00	$1.02	$1.03	$1.03	$1.00	$0.97	$0.96	$0.97
Number of accumulation units outstanding at end of period (000 omitted)	2,444	4,164	3,587	19,621	8,230	5,476	2,192	1,151	399	76

Columbia Variable Portfolio – Diversified Bond Fund (Class 3) (03/01/2002)
Accumulation unit value at beginning of period	$1.32	$1.26	$1.18	$1.05	$1.14	$1.10	$1.07	$1.07	$1.04	$1.01
Accumulation unit value at end of period	$1.39	$1.32	$1.26	$1.18	$1.05	$1.14	$1.10	$1.07	$1.07	$1.04
Number of accumulation units outstanding at end of period (000 omitted)	2,688	3,083	4,009	84,971	77,286	67,959	33,990	1,077	842	152

 198  RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

Variable account charges of 1.70% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3) (03/03/2000)
Accumulation unit value at beginning of period	$1.52	$1.63	$1.42	$1.13	$1.94	$1.83	$1.55	$1.39	$1.20	$0.86
Accumulation unit value at end of period	$1.71	$1.52	$1.63	$1.42	$1.13	$1.94	$1.83	$1.55	$1.39	$1.20
Number of accumulation units outstanding at end of period (000 omitted)	6,228	8,456	10,953	63,435	55,414	35,371	27,624	9,764	608	392

Columbia Variable Portfolio – Emerging Markets Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.96	$2.52	$2.14	$1.25	$2.75	$2.02	$1.54	$1.17	$1.00	—
Accumulation unit value at end of period	$2.32	$1.96	$2.52	$2.14	$1.25	$2.75	$2.02	$1.54	$1.17	—
Number of accumulation units outstanding at end of period (000 omitted)	1,827	2,530	2,741	12,170	16,976	10,106	9,010	5,172	1,070	—

Columbia Variable Portfolio – High Income Fund (Class 2)* (04/28/2006)
Accumulation unit value at beginning of period	$1.28	$1.23	$1.11	$0.79	$1.07	$1.07	$1.00	—	—	—
Accumulation unit value at end of period	$1.45	$1.28	$1.23	$1.11	$0.79	$1.07	$1.07	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,105	1,446	2,071	2,632	3,351	4,145	9,940	—	—	—
*Columbia Variable Portfolio – High Income Fund (Class 2) is scheduled to be merged into Columbia Variable Portfolio – Income Opportunities Fund (Class 2) on April 29, 2013.

Columbia Variable Portfolio – High Yield Bond Fund (Class 3) (03/03/2000)
Accumulation unit value at beginning of period	$1.61	$1.55	$1.39	$0.92	$1.25	$1.25	$1.14	$1.12	$1.02	$0.83
Accumulation unit value at end of period	$1.84	$1.61	$1.55	$1.39	$0.92	$1.25	$1.25	$1.14	$1.12	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	1,210	1,679	2,244	4,591	5,601	6,703	8,935	4,144	855	325

Columbia Variable Portfolio – Income Opportunities Fund (Class 3) (06/01/2004)
Accumulation unit value at beginning of period	$1.55	$1.48	$1.33	$0.95	$1.19	$1.18	$1.11	$1.10	$1.00	—
Accumulation unit value at end of period	$1.75	$1.55	$1.48	$1.33	$0.95	$1.19	$1.18	$1.11	$1.10	—
Number of accumulation units outstanding at end of period (000 omitted)	711	1,002	1,436	41,498	25,442	20,776	8,355	8	—	—

Columbia Variable Portfolio – International Opportunity Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.22	$1.42	$1.27	$1.01	$1.73	$1.56	$1.28	$1.14	$1.00	—
Accumulation unit value at end of period	$1.41	$1.22	$1.42	$1.27	$1.01	$1.73	$1.56	$1.28	$1.14	—
Number of accumulation units outstanding at end of period (000 omitted)	14	13	13	13	20	20	20	16	1	—

Columbia Variable Portfolio – Large Cap Growth Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.02	$1.07	$0.93	$0.69	$1.27	$1.25	$1.14	$1.07	$1.00	—
Accumulation unit value at end of period	$1.21	$1.02	$1.07	$0.93	$0.69	$1.27	$1.25	$1.14	$1.07	—
Number of accumulation units outstanding at end of period (000 omitted)	274	231	331	809	5,059	3,798	—	—	—	—

Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3) (03/03/2000)
Accumulation unit value at beginning of period	$0.67	$0.64	$0.56	$0.46	$0.81	$0.80	$0.70	$0.67	$0.65	$0.51
Accumulation unit value at end of period	$0.75	$0.67	$0.64	$0.56	$0.46	$0.81	$0.80	$0.70	$0.67	$0.65
Number of accumulation units outstanding at end of period (000 omitted)	5,248	7,129	9,784	12,306	14,085	14,409	15,807	17,584	7,616	—

Columbia Variable Portfolio – Marsico Growth Fund (Class 1) (05/01/2007)
Accumulation unit value at beginning of period	$0.95	$0.99	$0.83	$0.67	$1.12	$1.00	—	—	—	—
Accumulation unit value at end of period	$1.05	$0.95	$0.99	$0.83	$0.67	$1.12	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,102	1,550	1,822	76,608	52,069	30,376	—	—	—	—

Columbia Variable Portfolio – Marsico International Opportunities Fund (Class 2) (05/01/2007)
Accumulation unit value at beginning of period	$0.72	$0.87	$0.78	$0.57	$1.13	$1.00	—	—	—	—
Accumulation unit value at end of period	$0.83	$0.72	$0.87	$0.78	$0.57	$1.13	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	22	40	44	70	20	17	—	—	—	—

Columbia Variable Portfolio – Mid Cap Growth Opportunity Fund (Class 3) (08/30/2002)
Accumulation unit value at beginning of period	$1.41	$1.69	$1.36	$0.85	$1.56	$1.40	$1.42	$1.31	$1.22	$1.02
Accumulation unit value at end of period	$1.54	$1.41	$1.69	$1.36	$0.85	$1.56	$1.40	$1.42	$1.31	$1.22
Number of accumulation units outstanding at end of period (000 omitted)	202	258	314	406	643	597	708	735	335	—

Columbia Variable Portfolio – Mid Cap Value Opportunity Fund (Class 3) (05/01/2007)
Accumulation unit value at beginning of period	$0.81	$0.90	$0.74	$0.54	$1.00	$1.00	—	—	—	—
Accumulation unit value at end of period	$0.94	$0.81	$0.90	$0.74	$0.54	$1.00	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	158	174	171	136	136	136	—	—	—	—

Columbia Variable Portfolio – S&P 500 Index Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.12	$1.13	$1.00	$0.81	$1.30	$1.26	$1.11	$1.08	$1.00	—
Accumulation unit value at end of period	$1.28	$1.12	$1.13	$1.00	$0.81	$1.30	$1.26	$1.11	$1.08	—
Number of accumulation units outstanding at end of period (000 omitted)	242	255	408	405	374	367	227	227	174	—

Columbia Variable Portfolio – Select Large-Cap Value Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.09	$1.13	$0.96	$0.77	$1.29	$1.32	$1.13	$1.10	$1.00	—
Accumulation unit value at end of period	$1.27	$1.09	$1.13	$0.96	$0.77	$1.29	$1.32	$1.13	$1.10	—
Number of accumulation units outstanding at end of period (000 omitted)	1	2	2	2	3	2	3	3	—	—

RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 199

Variable account charges of 1.70% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

Columbia Variable Portfolio – Small Cap Value Fund (Class 2) (04/30/2004)
Accumulation unit value at beginning of period	$1.35	$1.47	$1.18	$0.96	$1.36	$1.42	$1.21	$1.17	$1.00	—
Accumulation unit value at end of period	$1.48	$1.35	$1.47	$1.18	$0.96	$1.36	$1.42	$1.21	$1.17	—
Number of accumulation units outstanding at end of period (000 omitted)	586	802	962	40,544	28,150	20,212	23	4	2	—

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 3) (03/03/2000)
Accumulation unit value at beginning of period	$1.20	$1.20	$1.19	$1.14	$1.19	$1.15	$1.13	$1.13	$1.14	$1.14
Accumulation unit value at end of period	$1.20	$1.20	$1.20	$1.19	$1.14	$1.19	$1.15	$1.13	$1.13	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	1,981	2,096	2,681	13,727	7,345	6,207	5,084	3,085	1,544	1,019

Credit Suisse Trust – Commodity Return Strategy Portfolio (05/01/2007)
Accumulation unit value at beginning of period	$0.83	$0.97	$0.84	$0.72	$1.10	$1.00	—	—	—	—
Accumulation unit value at end of period	$0.80	$0.83	$0.97	$0.84	$0.72	$1.10	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	399	395	456	200	140	135	—	—	—	—

Dreyfus Investment Portfolios MidCap Stock Portfolio, Service Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.22	$1.24	$0.99	$0.75	$1.28	$1.28	$1.21	$1.13	$1.00	—
Accumulation unit value at end of period	$1.43	$1.22	$1.24	$0.99	$0.75	$1.28	$1.28	$1.21	$1.13	—
Number of accumulation units outstanding at end of period (000 omitted)	5	13	19	21	20	19	22	15	13	—

Dreyfus Investment Portfolios Technology Growth Portfolio, Service Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.24	$1.37	$1.07	$0.70	$1.20	$1.07	$1.05	$1.03	$1.00	—
Accumulation unit value at end of period	$1.40	$1.24	$1.37	$1.07	$0.70	$1.20	$1.07	$1.05	$1.03	—
Number of accumulation units outstanding at end of period (000 omitted)	1,007	1,280	1,660	2,334	3,051	3,154	7,113	2,763	500	—

Dreyfus Variable Investment Fund Appreciation Portfolio, Service Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.27	$1.18	$1.05	$0.87	$1.26	$1.20	$1.05	$1.03	$1.00	—
Accumulation unit value at end of period	$1.37	$1.27	$1.18	$1.05	$0.87	$1.26	$1.20	$1.05	$1.03	—
Number of accumulation units outstanding at end of period (000 omitted)	1	1	1	9	14	1	1	1	1	—

Dreyfus Variable Investment Fund International Equity Portfolio, Service Shares (05/01/2007)
Accumulation unit value at beginning of period	$0.68	$0.82	$0.76	$0.62	$1.09	$1.00	—	—	—	—
Accumulation unit value at end of period	$0.83	$0.68	$0.82	$0.76	$0.62	$1.09	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	9	18	18	19	17	18	—	—	—	—

Dreyfus Variable Investment Fund International Value Portfolio, Service Shares (04/30/2004)
Accumulation unit value at beginning of period	$0.99	$1.25	$1.22	$0.95	$1.54	$1.51	$1.25	$1.14	$1.00	—
Accumulation unit value at end of period	$1.10	$0.99	$1.25	$1.22	$0.95	$1.54	$1.51	$1.25	$1.14	—
Number of accumulation units outstanding at end of period (000 omitted)	6	6	14	63	66	115	87	57	9	—

Eaton Vance VT Floating-Rate Income Fund (05/01/2007)
Accumulation unit value at beginning of period	$1.08	$1.07	$1.00	$0.70	$0.98	$1.00	—	—	—	—
Accumulation unit value at end of period	$1.14	$1.08	$1.07	$1.00	$0.70	$0.98	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	841	986	1,158	31,381	22,672	16,330	—	—	—	—

Fidelity® VIP Contrafund® Portfolio Service Class 2 (08/30/2002)
Accumulation unit value at beginning of period	$1.65	$1.73	$1.50	$1.13	$2.00	$1.74	$1.58	$1.38	$1.22	$0.97
Accumulation unit value at end of period	$1.88	$1.65	$1.73	$1.50	$1.13	$2.00	$1.74	$1.58	$1.38	$1.22
Number of accumulation units outstanding at end of period (000 omitted)	7,907	10,705	13,957	27,907	47,719	43,300	45,089	16,531	3,067	152

Fidelity® VIP Growth Portfolio Service Class 2 (03/01/2002)
Accumulation unit value at beginning of period	$1.01	$1.03	$0.84	$0.67	$1.29	$1.04	$0.99	$0.96	$0.94	$0.73
Accumulation unit value at end of period	$1.14	$1.01	$1.03	$0.84	$0.67	$1.29	$1.04	$0.99	$0.96	$0.94
Number of accumulation units outstanding at end of period (000 omitted)	70	107	128	125	129	305	368	324	327	68

Fidelity® VIP Investment Grade Bond Portfolio Service Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.30	$1.23	$1.17	$1.03	$1.08	$1.06	$1.03	$1.03	$1.00	—
Accumulation unit value at end of period	$1.35	$1.30	$1.23	$1.17	$1.03	$1.08	$1.06	$1.03	$1.03	—
Number of accumulation units outstanding at end of period (000 omitted)	3,976	4,787	6,648	45,428	40,566	40,253	12,953	8,188	1,336	—

Fidelity® VIP Mid Cap Portfolio Service Class 2 (05/01/2001)
Accumulation unit value at beginning of period	$2.05	$2.34	$1.85	$1.35	$2.27	$2.00	$1.81	$1.56	$1.27	$0.94
Accumulation unit value at end of period	$2.31	$2.05	$2.34	$1.85	$1.35	$2.27	$2.00	$1.81	$1.56	$1.27
Number of accumulation units outstanding at end of period (000 omitted)	1,289	1,684	2,096	12,835	18,330	11,091	7,570	3,100	1,208	722

Fidelity® VIP Overseas Portfolio Service Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.05	$1.30	$1.17	$0.94	$1.71	$1.49	$1.28	$1.10	$1.00	—
Accumulation unit value at end of period	$1.25	$1.05	$1.30	$1.17	$0.94	$1.71	$1.49	$1.28	$1.10	—
Number of accumulation units outstanding at end of period (000 omitted)	1,467	1,997	2,249	4,907	4,814	4,416	4,843	4,036	1,573	—

FTVIPT Franklin Income Securities Fund – Class 2 (03/03/2000)
Accumulation unit value at beginning of period	$1.69	$1.68	$1.52	$1.14	$1.65	$1.61	$1.39	$1.39	$1.24	$0.96
Accumulation unit value at end of period	$1.87	$1.69	$1.68	$1.52	$1.14	$1.65	$1.61	$1.39	$1.39	$1.24
Number of accumulation units outstanding at end of period (000 omitted)	817	1,164	1,832	2,044	2,501	3,051	2,743	2,554	2,119	1,118

 200  RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

Variable account charges of 1.70% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

FTVIPT Franklin Rising Dividends Securities Fund – Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.25	$1.20	$1.01	$0.88	$1.22	$1.28	$1.11	$1.09	$1.00	—
Accumulation unit value at end of period	$1.38	$1.25	$1.20	$1.01	$0.88	$1.22	$1.28	$1.11	$1.09	—
Number of accumulation units outstanding at end of period (000 omitted)	110	110	113	134	142	160	63	38	14	—

FTVIPT Franklin Small-Mid Cap Growth Securities Fund – Class 2 (03/03/2000)
Accumulation unit value at beginning of period	$0.59	$0.63	$0.50	$0.36	$0.63	$0.57	$0.54	$0.52	$0.48	$0.35
Accumulation unit value at end of period	$0.64	$0.59	$0.63	$0.50	$0.36	$0.63	$0.57	$0.54	$0.52	$0.48
Number of accumulation units outstanding at end of period (000 omitted)	401	487	738	838	1,058	1,427	1,612	1,719	1,992	1,273

FTVIPT Mutual Shares Securities Fund – Class 2 (03/03/2000)
Accumulation unit value at beginning of period	$1.45	$1.49	$1.36	$1.10	$1.78	$1.75	$1.50	$1.38	$1.25	$1.01
Accumulation unit value at end of period	$1.63	$1.45	$1.49	$1.36	$1.10	$1.78	$1.75	$1.50	$1.38	$1.25
Number of accumulation units outstanding at end of period (000 omitted)	940	1,054	1,353	1,660	1,878	2,787	9,197	2,844	3,112	870

FTVIPT Templeton Global Bond Securities Fund – Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.79	$1.83	$1.63	$1.40	$1.34	$1.23	$1.11	$1.16	$1.00	—
Accumulation unit value at end of period	$2.02	$1.79	$1.83	$1.63	$1.40	$1.34	$1.23	$1.11	$1.16	—
Number of accumulation units outstanding at end of period (000 omitted)	3,010	3,899	4,938	34,264	32,433	35,814	23,082	7,734	1,493	—

FTVIPT Templeton Growth Securities Fund – Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.02	$1.12	$1.06	$0.82	$1.45	$1.44	$1.20	$1.12	$1.00	—
Accumulation unit value at end of period	$1.21	$1.02	$1.12	$1.06	$0.82	$1.45	$1.44	$1.20	$1.12	—
Number of accumulation units outstanding at end of period (000 omitted)	127	165	269	256	311	510	376	226	177	—

Goldman Sachs VIT Mid Cap Value Fund – Institutional Shares (03/03/2000)
Accumulation unit value at beginning of period	$2.68	$2.91	$2.37	$1.81	$2.93	$2.88	$2.53	$2.28	$1.84	$1.46
Accumulation unit value at end of period	$3.12	$2.68	$2.91	$2.37	$1.81	$2.93	$2.88	$2.53	$2.28	$1.84
Number of accumulation units outstanding at end of period (000 omitted)	1,657	2,277	2,833	10,008	11,967	11,638	9,377	4,128	1,284	550

Goldman Sachs VIT Structured U.S. Equity Fund – Institutional Shares (03/03/2000)
Accumulation unit value at beginning of period	$0.82	$0.80	$0.72	$0.61	$0.98	$1.02	$0.92	$0.87	$0.77	$0.61
Accumulation unit value at end of period	$0.93	$0.82	$0.80	$0.72	$0.61	$0.98	$1.02	$0.92	$0.87	$0.77
Number of accumulation units outstanding at end of period (000 omitted)	262	266	322	468	492	587	636	956	816	519

Invesco V.I. American Franchise Fund, Series II Shares (04/27/2012)
Accumulation unit value at beginning of period	$1.00	—	—	—	—	—	—	—	—	—
Accumulation unit value at end of period	$0.96	—	—	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	302	—	—	—	—	—	—	—	—	—

Invesco V.I. Comstock Fund, Series II Shares (08/30/2002)
Accumulation unit value at beginning of period	$1.42	$1.48	$1.30	$1.03	$1.63	$1.70	$1.49	$1.45	$1.26	$0.98
Accumulation unit value at end of period	$1.66	$1.42	$1.48	$1.30	$1.03	$1.63	$1.70	$1.49	$1.45	$1.26
Number of accumulation units outstanding at end of period (000 omitted)	8,817	12,380	16,064	35,637	43,373	36,774	36,888	18,912	3,700	73

Invesco V.I. Global Health Care Fund, Series II Shares (05/01/2007)
Accumulation unit value at beginning of period	$0.95	$0.93	$0.90	$0.72	$1.03	$1.00	—	—	—	—
Accumulation unit value at end of period	$1.13	$0.95	$0.93	$0.90	$0.72	$1.03	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	17	27	29	14	17	9	—	—	—	—

Invesco V.I. International Growth Fund, Series II Shares (05/01/2007)
Accumulation unit value at beginning of period	$0.82	$0.89	$0.81	$0.61	$1.04	$1.00	—	—	—	—
Accumulation unit value at end of period	$0.93	$0.82	$0.89	$0.81	$0.61	$1.04	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	964	1,321	1,471	61,756	25,377	13,924	—	—	—	—

Invesco V.I. Mid Cap Core Equity Fund, Series II Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.22	$1.33	$1.19	$0.93	$1.33	$1.24	$1.14	$1.08	$1.00	—
Accumulation unit value at end of period	$1.33	$1.22	$1.33	$1.19	$0.93	$1.33	$1.24	$1.14	$1.08	—
Number of accumulation units outstanding at end of period (000 omitted)	267	342	426	560	664	808	912	1,051	427	—

Invesco V.I. Mid Cap Growth Fund, Series II Shares (04/27/2012)
Accumulation unit value at beginning of period	$1.00	—	—	—	—	—	—	—	—	—
Accumulation unit value at end of period	$0.97	—	—	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	47	—	—	—	—	—	—	—	—	—

Invesco V.I. Value Opportunities Fund, Series II Shares (07/31/2002)
Accumulation unit value at beginning of period	$1.07	$1.12	$1.07	$0.74	$1.56	$1.56	$1.41	$1.36	$1.24	$0.95
Accumulation unit value at end of period	$1.23	$1.07	$1.12	$1.07	$0.74	$1.56	$1.56	$1.41	$1.36	$1.24
Number of accumulation units outstanding at end of period (000 omitted)	1,043	1,475	1,830	2,251	2,882	2,554	2,791	3,249	1,479	220

Janus Aspen Series Janus Portfolio: Service Shares (05/01/2007)
Accumulation unit value at beginning of period	$0.87	$0.94	$0.83	$0.62	$1.05	$1.00	—	—	—	—
Accumulation unit value at end of period	$1.01	$0.87	$0.94	$0.83	$0.62	$1.05	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	960	1,385	1,565	65,361	54,012	36,050	—	—	—	—

RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 201

Variable account charges of 1.70% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

MFS® Investors Growth Stock Series – Service Class (04/30/2004)
Accumulation unit value at beginning of period	$1.17	$1.18	$1.07	$0.78	$1.27	$1.16	$1.10	$1.07	$1.00	—
Accumulation unit value at end of period	$1.34	$1.17	$1.18	$1.07	$0.78	$1.27	$1.16	$1.10	$1.07	—
Number of accumulation units outstanding at end of period (000 omitted)	11	11	11	11	11	11	11	11	11	—

MFS® New Discovery Series – Service Class (03/01/2002)
Accumulation unit value at beginning of period	$1.29	$1.47	$1.10	$0.69	$1.16	$1.15	$1.04	$1.00	$0.96	$0.73
Accumulation unit value at end of period	$1.54	$1.29	$1.47	$1.10	$0.69	$1.16	$1.15	$1.04	$1.00	$0.96
Number of accumulation units outstanding at end of period (000 omitted)	86	92	92	96	101	141	155	155	138	107

MFS® Total Return Series – Service Class (03/01/2002)
Accumulation unit value at beginning of period	$1.24	$1.24	$1.15	$0.99	$1.30	$1.28	$1.16	$1.15	$1.06	$0.93
Accumulation unit value at end of period	$1.35	$1.24	$1.24	$1.15	$0.99	$1.30	$1.28	$1.16	$1.15	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	430	513	617	632	661	1,039	1,095	1,130	1,184	348

MFS® Utilities Series – Service Class (03/01/2002)
Accumulation unit value at beginning of period	$2.49	$2.38	$2.13	$1.63	$2.67	$2.13	$1.65	$1.44	$1.13	$0.85
Accumulation unit value at end of period	$2.78	$2.49	$2.38	$2.13	$1.63	$2.67	$2.13	$1.65	$1.44	$1.13
Number of accumulation units outstanding at end of period (000 omitted)	24	37	43	56	66	103	85	72	63	37

Morgan Stanley UIF Global Real Estate Portfolio, Class II Shares (05/01/2007)
Accumulation unit value at beginning of period	$0.68	$0.77	$0.64	$0.46	$0.85	$1.00	—	—	—	—
Accumulation unit value at end of period	$0.87	$0.68	$0.77	$0.64	$0.46	$0.85	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	200	296	333	14,104	18,345	7,208	—	—	—	—

Morgan Stanley UIF Mid Cap Growth Portfolio, Class II Shares (05/01/2007)
Accumulation unit value at beginning of period	$1.08	$1.18	$0.91	$0.59	$1.12	$1.00	—	—	—	—
Accumulation unit value at end of period	$1.15	$1.08	$1.18	$0.91	$0.59	$1.12	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	18	18	19	10	9	8	—	—	—	—

Morgan Stanley UIF U.S. Real Estate Portfolio, Class II Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.77	$1.70	$1.34	$1.06	$1.74	$2.14	$1.58	$1.37	$1.00	—
Accumulation unit value at end of period	$2.01	$1.77	$1.70	$1.34	$1.06	$1.74	$2.14	$1.58	$1.37	—
Number of accumulation units outstanding at end of period (000 omitted)	140	199	289	498	554	553	510	443	177	—

Oppenheimer Capital Appreciation Fund/VA, Service Shares (08/30/2002)
Accumulation unit value at beginning of period	$1.25	$1.28	$1.20	$0.84	$1.58	$1.41	$1.33	$1.29	$1.24	$0.97
Accumulation unit value at end of period	$1.39	$1.25	$1.28	$1.20	$0.84	$1.58	$1.41	$1.33	$1.29	$1.24
Number of accumulation units outstanding at end of period (000 omitted)	3,235	4,237	5,659	6,442	7,744	7,383	8,562	6,720	1,419	14

Oppenheimer Global Fund/VA, Service Shares (05/01/2002)
Accumulation unit value at beginning of period	$1.40	$1.56	$1.37	$1.00	$1.71	$1.64	$1.42	$1.27	$1.08	$0.77
Accumulation unit value at end of period	$1.67	$1.40	$1.56	$1.37	$1.00	$1.71	$1.64	$1.42	$1.27	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	279	320	469	582	612	831	683	680	562	136

Oppenheimer Global Strategic Income Fund/VA, Service Shares (05/01/2002)
Accumulation unit value at beginning of period	$1.58	$1.60	$1.41	$1.21	$1.44	$1.34	$1.27	$1.26	$1.18	$1.03
Accumulation unit value at end of period	$1.76	$1.58	$1.60	$1.41	$1.21	$1.44	$1.34	$1.27	$1.26	$1.18
Number of accumulation units outstanding at end of period (000 omitted)	4,137	5,377	6,880	57,951	47,806	44,474	21,466	9,445	2,076	137

Oppenheimer Main Street Small Cap Fund®/VA, Service Shares (07/31/2002)
Accumulation unit value at beginning of period	$1.77	$1.85	$1.53	$1.14	$1.86	$1.92	$1.70	$1.58	$1.35	$0.95
Accumulation unit value at end of period	$2.05	$1.77	$1.85	$1.53	$1.14	$1.86	$1.92	$1.70	$1.58	$1.35
Number of accumulation units outstanding at end of period (000 omitted)	120	160	185	206	207	221	168	168	143	64

PIMCO VIT All Asset Portfolio, Advisor Class (05/01/2007)
Accumulation unit value at beginning of period	$1.13	$1.13	$1.02	$0.85	$1.03	$1.00	—	—	—	—
Accumulation unit value at end of period	$1.28	$1.13	$1.13	$1.02	$0.85	$1.03	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	801	1,040	1,090	33,919	46,677	37,481	—	—	—	—

Putnam VT Global Health Care Fund – Class IB Shares (05/01/2002)
Accumulation unit value at beginning of period	$1.11	$1.15	$1.14	$0.92	$1.13	$1.15	$1.14	$1.02	$0.97	$0.84
Accumulation unit value at end of period	$1.34	$1.11	$1.15	$1.14	$0.92	$1.13	$1.15	$1.14	$1.02	$0.97
Number of accumulation units outstanding at end of period (000 omitted)	5	7	23	97	123	136	162	175	177	188

Putnam VT International Equity Fund – Class IB Shares (03/03/2000)
Accumulation unit value at beginning of period	$0.60	$0.74	$0.68	$0.56	$1.01	$0.95	$0.75	$0.68	$0.60	$0.47
Accumulation unit value at end of period	$0.72	$0.60	$0.74	$0.68	$0.56	$1.01	$0.95	$0.75	$0.68	$0.60
Number of accumulation units outstanding at end of period (000 omitted)	412	526	877	955	1,134	1,511	1,624	1,716	1,786	1,760

Putnam VT Multi-Cap Growth Fund – Class IB Shares (09/24/2010)
Accumulation unit value at beginning of period	$1.05	$1.13	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.21	$1.05	$1.13	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	59	84	125	—	—	—	—	—	—	—

 202  RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

Variable account charges of 1.70% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

Putnam VT Small Cap Value Fund – Class IB Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.10	$1.18	$0.95	$0.73	$1.23	$1.44	$1.25	$1.18	$1.00	—
Accumulation unit value at end of period	$1.27	$1.10	$1.18	$0.95	$0.73	$1.23	$1.44	$1.25	$1.18	—
Number of accumulation units outstanding at end of period (000 omitted)	269	285	299	325	340	355	5,948	89	5	—

Variable Portfolio – Aggressive Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.06	$1.12	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.19	$1.06	$1.12	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	2,584	3,578	3,678	—	—	—	—	—	—	—

Variable Portfolio – Aggressive Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.06	$1.12	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.19	$1.06	$1.12	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	44,183	57,497	68,262	—	—	—	—	—	—	—

Variable Portfolio – BlackRock Global Inflation-Protected Securities Fund (Class 3) (05/01/2006)
Accumulation unit value at beginning of period	$1.25	$1.15	$1.12	$1.07	$1.09	$1.02	$1.00	—	—	—
Accumulation unit value at end of period	$1.29	$1.25	$1.15	$1.12	$1.07	$1.09	$1.02	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,621	2,043	2,737	67,428	34,578	35,149	26,599	—	—	—

Variable Portfolio – Conservative Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.05	$1.04	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.11	$1.05	$1.04	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	7,169	4,700	2,476	—	—	—	—	—	—	—

Variable Portfolio – Conservative Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.05	$1.04	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.11	$1.05	$1.04	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	46,958	53,602	58,932	—	—	—	—	—	—	—

Variable Portfolio – Moderate Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.07	$1.09	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.17	$1.07	$1.09	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	39,235	36,336	32,170	—	—	—	—	—	—	—

Variable Portfolio – Moderate Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.07	$1.09	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.17	$1.07	$1.09	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	399,382	458,939	516,525	—	—	—	—	—	—	—

Variable Portfolio – Moderately Aggressive Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.07	$1.11	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.18	$1.07	$1.11	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	25,607	28,278	25,057	—	—	—	—	—	—	—

Variable Portfolio – Moderately Aggressive Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.07	$1.11	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.18	$1.07	$1.11	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	154,016	213,018	254,807	—	—	—	—	—	—	—

Variable Portfolio – Moderately Conservative Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.07	$1.06	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.14	$1.07	$1.06	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	11,168	9,842	6,739	—	—	—	—	—	—	—

Variable Portfolio – Moderately Conservative Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.07	$1.07	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.14	$1.07	$1.07	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	60,919	69,228	81,004	—	—	—	—	—	—	—

Variable Portfolio – Partners Small Cap Value Fund (Class 3) (05/01/2002)
Accumulation unit value at beginning of period	$1.50	$1.60	$1.31	$0.98	$1.45	$1.55	$1.31	$1.26	$1.07	$0.79
Accumulation unit value at end of period	$1.68	$1.50	$1.60	$1.31	$0.98	$1.45	$1.55	$1.31	$1.26	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	3,372	4,522	5,828	9,670	11,364	11,900	10,097	9,125	1,935	72

Variable Portfolio – Sit Dividend Growth Fund (Class 3) (05/01/2007)
Accumulation unit value at beginning of period	$0.80	$0.84	$0.77	$0.60	$0.99	$1.00	—	—	—	—
Accumulation unit value at end of period	$0.87	$0.80	$0.84	$0.77	$0.60	$0.99	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,245	1,741	2,012	81,300	45,483	28,284	—	—	—	—

Variable Portfolio – Victory Established Value Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.19	$1.29	$1.08	$0.80	$1.29	$1.24	$1.08	$1.10	$1.00	—
Accumulation unit value at end of period	$1.36	$1.19	$1.29	$1.08	$0.80	$1.29	$1.24	$1.08	$1.10	—
Number of accumulation units outstanding at end of period (000 omitted)	—	7	7	7	7	7	8	8	2	—

RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 203

Variable account charges of 1.70% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

Wanger International (04/30/2004)
Accumulation unit value at beginning of period	$1.80	$2.14	$1.74	$1.18	$2.21	$1.94	$1.44	$1.20	$1.00	—
Accumulation unit value at end of period	$2.15	$1.80	$2.14	$1.74	$1.18	$2.21	$1.94	$1.44	$1.20	—
Number of accumulation units outstanding at end of period (000 omitted)	1,483	2,072	2,430	14,141	19,452	10,278	8,406	4,181	858	—

Wanger USA (04/30/2004)
Accumulation unit value at beginning of period	$1.32	$1.39	$1.15	$0.82	$1.39	$1.34	$1.26	$1.15	$1.00	—
Accumulation unit value at end of period	$1.56	$1.32	$1.39	$1.15	$0.82	$1.39	$1.34	$1.26	$1.15	—
Number of accumulation units outstanding at end of period (000 omitted)	2,250	3,139	4,208	17,593	17,008	13,828	7,563	5,332	946	—

Variable account charges of 2.25% of the daily net assets of the variable account.
Year ended Dec. 31,							2012	2011	2010	2009

AllianceBernstein VPS Global Thematic Growth Portfolio (Class B) (11/30/2009)
Accumulation unit value at beginning of period							$0.90	$1.20	$1.04	$1.00
Accumulation unit value at end of period							$1.00	$0.90	$1.20	$1.04
Number of accumulation units outstanding at end of period (000 omitted)							—	—	—	—

AllianceBernstein VPS Growth and Income Portfolio (Class B) (11/30/2009)
Accumulation unit value at beginning of period							$1.16	$1.12	$1.02	$1.00
Accumulation unit value at end of period							$1.33	$1.16	$1.12	$1.02
Number of accumulation units outstanding at end of period (000 omitted)							—	—	—	—

AllianceBernstein VPS International Value Portfolio (Class B) (11/30/2009)
Accumulation unit value at beginning of period							$0.81	$1.03	$1.01	$1.00
Accumulation unit value at end of period							$0.91	$0.81	$1.03	$1.01
Number of accumulation units outstanding at end of period (000 omitted)							—	—	—	—

American Century VP Mid Cap Value, Class II (11/30/2009)
Accumulation unit value at beginning of period							$1.18	$1.22	$1.05	$1.00
Accumulation unit value at end of period							$1.35	$1.18	$1.22	$1.05
Number of accumulation units outstanding at end of period (000 omitted)							—	—	—	—

American Century VP Ultra®, Class II (11/30/2009)
Accumulation unit value at beginning of period							$1.15	$1.17	$1.03	$1.00
Accumulation unit value at end of period							$1.28	$1.15	$1.17	$1.03
Number of accumulation units outstanding at end of period (000 omitted)							—	—	—	—

American Century VP Value, Class II (11/30/2009)
Accumulation unit value at beginning of period							$1.12	$1.14	$1.03	$1.00
Accumulation unit value at end of period							$1.26	$1.12	$1.14	$1.03
Number of accumulation units outstanding at end of period (000 omitted)							—	—	—	—

ClearBridge Variable Small Cap Growth Portfolio – Class I (11/30/2009)
Accumulation unit value at beginning of period							$1.30	$1.31	$1.07	$1.00
Accumulation unit value at end of period							$1.52	$1.30	$1.31	$1.07
Number of accumulation units outstanding at end of period (000 omitted)							—	—	—	—

Columbia Variable Portfolio – Cash Management Fund (Class 3) (11/30/2009)
Accumulation unit value at beginning of period							$0.96	$0.98	$1.00	$1.00
Accumulation unit value at end of period							$0.93	$0.96	$0.98	$1.00
Number of accumulation units outstanding at end of period (000 omitted)							—	—	—	—

Columbia Variable Portfolio – Diversified Bond Fund (Class 3) (11/30/2009)
Accumulation unit value at beginning of period							$1.09	$1.04	$0.99	$1.00
Accumulation unit value at end of period							$1.15	$1.09	$1.04	$0.99
Number of accumulation units outstanding at end of period (000 omitted)							—	—	—	—

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3) (11/30/2009)
Accumulation unit value at beginning of period							$1.09	$1.17	$1.03	$1.00
Accumulation unit value at end of period							$1.22	$1.09	$1.17	$1.03
Number of accumulation units outstanding at end of period (000 omitted)							—	—	—	—

Columbia Variable Portfolio – Emerging Markets Fund (Class 3) (11/30/2009)
Accumulation unit value at beginning of period							$0.94	$1.22	$1.04	$1.00
Accumulation unit value at end of period							$1.11	$0.94	$1.22	$1.04
Number of accumulation units outstanding at end of period (000 omitted)							—	—	—	—

Columbia Variable Portfolio – High Income Fund (Class 2)* (11/30/2009)
Accumulation unit value at beginning of period							$1.16	$1.11	$1.02	$1.00
Accumulation unit value at end of period							$1.31	$1.16	$1.11	$1.02
Number of accumulation units outstanding at end of period (000 omitted)							—	—	—	—
*Columbia Variable Portfolio – High Income Fund (Class 2) is scheduled to be merged into Columbia Variable Portfolio – Income Opportunities Fund (Class 2) on April 29, 2013.

 204  RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

Variable account charges of 2.25% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009

Columbia Variable Portfolio – High Yield Bond Fund (Class 3) (11/30/2009)
Accumulation unit value at beginning of period	$1.18	$1.14	$1.02	$1.00
Accumulation unit value at end of period	$1.33	$1.18	$1.14	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—

Columbia Variable Portfolio – Income Opportunities Fund (Class 3) (11/30/2009)
Accumulation unit value at beginning of period	$1.17	$1.13	$1.02	$1.00
Accumulation unit value at end of period	$1.32	$1.17	$1.13	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—

Columbia Variable Portfolio – International Opportunity Fund (Class 3) (11/30/2009)
Accumulation unit value at beginning of period	$0.97	$1.13	$1.02	$1.00
Accumulation unit value at end of period	$1.12	$0.97	$1.13	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—

Columbia Variable Portfolio – Large Cap Growth Fund (Class 3) (11/30/2009)
Accumulation unit value at beginning of period	$1.13	$1.19	$1.04	$1.00
Accumulation unit value at end of period	$1.33	$1.13	$1.19	$1.04
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—

Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3) (11/30/2009)
Accumulation unit value at beginning of period	$1.21	$1.17	$1.02	$1.00
Accumulation unit value at end of period	$1.34	$1.21	$1.17	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—

Columbia Variable Portfolio – Marsico Growth Fund (Class 1) (11/30/2009)
Accumulation unit value at beginning of period	$1.15	$1.21	$1.01	$1.00
Accumulation unit value at end of period	$1.26	$1.15	$1.21	$1.01
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—

Columbia Variable Portfolio – Marsico International Opportunities Fund (Class 2) (11/30/2009)
Accumulation unit value at beginning of period	$0.92	$1.12	$1.00	$1.00
Accumulation unit value at end of period	$1.05	$0.92	$1.12	$1.00
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—

Columbia Variable Portfolio – Mid Cap Value Opportunity Fund (Class 3) (11/30/2009)
Accumulation unit value at beginning of period	$1.13	$1.26	$1.05	$1.00
Accumulation unit value at end of period	$1.30	$1.13	$1.26	$1.05
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—

Columbia Variable Portfolio – S&P 500 Index Fund (Class 3) (11/30/2009)
Accumulation unit value at beginning of period	$1.14	$1.15	$1.02	$1.00
Accumulation unit value at end of period	$1.29	$1.14	$1.15	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—

Columbia Variable Portfolio – Small Cap Value Fund (Class 2) (11/30/2009)
Accumulation unit value at beginning of period	$1.21	$1.31	$1.06	$1.00
Accumulation unit value at end of period	$1.31	$1.21	$1.31	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 3) (11/30/2009)
Accumulation unit value at beginning of period	$0.99	$1.00	$0.99	$1.00
Accumulation unit value at end of period	$0.98	$0.99	$1.00	$0.99
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—

Credit Suisse Trust – Commodity Return Strategy Portfolio (11/30/2009)
Accumulation unit value at beginning of period	$1.00	$1.17	$1.03	$1.00
Accumulation unit value at end of period	$0.96	$1.00	$1.17	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—

Dreyfus Variable Investment Fund International Equity Portfolio, Service Shares (11/30/2009)
Accumulation unit value at beginning of period	$0.91	$1.09	$1.02	$1.00
Accumulation unit value at end of period	$1.09	$0.91	$1.09	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—

Dreyfus Variable Investment Fund International Value Portfolio, Service Shares (11/30/2009)
Accumulation unit value at beginning of period	$0.82	$1.03	$1.02	$1.00
Accumulation unit value at end of period	$0.90	$0.82	$1.03	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—

Eaton Vance VT Floating-Rate Income Fund (11/30/2009)
Accumulation unit value at beginning of period	$1.09	$1.09	$1.02	$1.00
Accumulation unit value at end of period	$1.14	$1.09	$1.09	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—

RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 205

Variable account charges of 2.25% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009

Fidelity® VIP Contrafund® Portfolio Service Class 2 (11/30/2009)
Accumulation unit value at beginning of period	$1.13	$1.19	$1.04	$1.00
Accumulation unit value at end of period	$1.28	$1.13	$1.19	$1.04
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—

Fidelity® VIP Investment Grade Bond Portfolio Service Class 2 (11/30/2009)
Accumulation unit value at beginning of period	$1.09	$1.04	$0.99	$1.00
Accumulation unit value at end of period	$1.13	$1.09	$1.04	$0.99
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—

Fidelity® VIP Mid Cap Portfolio Service Class 2 (11/30/2009)
Accumulation unit value at beginning of period	$1.11	$1.28	$1.02	$1.00
Accumulation unit value at end of period	$1.25	$1.11	$1.28	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—

Fidelity® VIP Overseas Portfolio Service Class 2 (11/30/2009)
Accumulation unit value at beginning of period	$0.90	$1.12	$1.01	$1.00
Accumulation unit value at end of period	$1.06	$0.90	$1.12	$1.01
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—

FTVIPT Franklin Income Securities Fund – Class 2 (11/30/2009)
Accumulation unit value at beginning of period	$1.15	$1.14	$1.04	$1.00
Accumulation unit value at end of period	$1.26	$1.15	$1.14	$1.04
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—

FTVIPT Templeton Global Bond Securities Fund – Class 2 (11/30/2009)
Accumulation unit value at beginning of period	$1.09	$1.12	$1.00	$1.00
Accumulation unit value at end of period	$1.23	$1.09	$1.12	$1.00
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—

FTVIPT Templeton Growth Securities Fund – Class 2 (11/30/2009)
Accumulation unit value at beginning of period	$0.98	$1.07	$1.02	$1.00
Accumulation unit value at end of period	$1.16	$0.98	$1.07	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—

Goldman Sachs VIT Mid Cap Value Fund – Institutional Shares (11/30/2009)
Accumulation unit value at beginning of period	$1.18	$1.29	$1.05	$1.00
Accumulation unit value at end of period	$1.36	$1.18	$1.29	$1.05
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—

Goldman Sachs VIT Structured U.S. Equity Fund – Institutional Shares (11/30/2009)
Accumulation unit value at beginning of period	$1.14	$1.12	$1.02	$1.00
Accumulation unit value at end of period	$1.28	$1.14	$1.12	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—

Invesco V.I. American Franchise Fund, Series II Shares (04/27/2012)
Accumulation unit value at beginning of period	$1.00	—	—	—
Accumulation unit value at end of period	$0.96	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—

Invesco V.I. Comstock Fund, Series II Shares (11/30/2009)
Accumulation unit value at beginning of period	$1.10	$1.15	$1.02	$1.00
Accumulation unit value at end of period	$1.28	$1.10	$1.15	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—

Invesco V.I. Global Health Care Fund, Series II Shares (11/30/2009)
Accumulation unit value at beginning of period	$1.09	$1.07	$1.04	$1.00
Accumulation unit value at end of period	$1.28	$1.09	$1.07	$1.04
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—

Invesco V.I. International Growth Fund, Series II Shares (11/30/2009)
Accumulation unit value at beginning of period	$1.03	$1.13	$1.03	$1.00
Accumulation unit value at end of period	$1.16	$1.03	$1.13	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—

Invesco V.I. Mid Cap Growth Fund, Series II Shares (04/27/2012)
Accumulation unit value at beginning of period	$1.00	—	—	—
Accumulation unit value at end of period	$0.97	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—

Janus Aspen Series Janus Portfolio: Service Shares (11/30/2009)
Accumulation unit value at beginning of period	$1.07	$1.16	$1.04	$1.00
Accumulation unit value at end of period	$1.24	$1.07	$1.16	$1.04
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—

 206  RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

Variable account charges of 2.25% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009

MFS® Total Return Series – Service Class (11/30/2009)
Accumulation unit value at beginning of period	$1.07	$1.08	$1.01	$1.00
Accumulation unit value at end of period	$1.17	$1.07	$1.08	$1.01
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—

MFS® Utilities Series – Service Class (11/30/2009)
Accumulation unit value at beginning of period	$1.22	$1.17	$1.05	$1.00
Accumulation unit value at end of period	$1.35	$1.22	$1.17	$1.05
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—

Morgan Stanley UIF Global Real Estate Portfolio, Class II Shares (11/30/2009)
Accumulation unit value at beginning of period	$1.08	$1.23	$1.03	$1.00
Accumulation unit value at end of period	$1.37	$1.08	$1.23	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—

Morgan Stanley UIF Mid Cap Growth Portfolio, Class II Shares (11/30/2009)
Accumulation unit value at beginning of period	$1.21	$1.33	$1.03	$1.00
Accumulation unit value at end of period	$1.28	$1.21	$1.33	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—

Oppenheimer Capital Appreciation Fund/VA, Service Shares (11/30/2009)
Accumulation unit value at beginning of period	$1.08	$1.12	$1.05	$1.00
Accumulation unit value at end of period	$1.20	$1.08	$1.12	$1.05
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—

Oppenheimer Global Fund/VA, Service Shares (11/30/2009)
Accumulation unit value at beginning of period	$1.03	$1.16	$1.02	$1.00
Accumulation unit value at end of period	$1.22	$1.03	$1.16	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—

Oppenheimer Global Strategic Income Fund/VA, Service Shares (11/30/2009)
Accumulation unit value at beginning of period	$1.10	$1.12	$1.00	$1.00
Accumulation unit value at end of period	$1.22	$1.10	$1.12	$1.00
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—

Oppenheimer Main Street Small Cap Fund®/VA, Service Shares (11/30/2009)
Accumulation unit value at beginning of period	$1.21	$1.27	$1.06	$1.00
Accumulation unit value at end of period	$1.39	$1.21	$1.27	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—

PIMCO VIT All Asset Portfolio, Advisor Class (11/30/2009)
Accumulation unit value at beginning of period	$1.09	$1.10	$0.99	$1.00
Accumulation unit value at end of period	$1.23	$1.09	$1.10	$0.99
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—

Variable Portfolio – Aggressive Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.05	$1.11	$1.00	—
Accumulation unit value at end of period	$1.17	$1.05	$1.11	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—

Variable Portfolio – Aggressive Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.05	$1.11	$1.00	—
Accumulation unit value at end of period	$1.17	$1.05	$1.11	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—

Variable Portfolio – BlackRock Global Inflation-Protected Securities Fund (Class 3) (11/30/2009)
Accumulation unit value at beginning of period	$1.08	$1.00	$0.98	$1.00
Accumulation unit value at end of period	$1.11	$1.08	$1.00	$0.98
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—

Variable Portfolio – Conservative Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.05	$1.04	$1.00	—
Accumulation unit value at end of period	$1.10	$1.05	$1.04	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—

Variable Portfolio – Conservative Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.05	$1.04	$1.00	—
Accumulation unit value at end of period	$1.10	$1.05	$1.04	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—

Variable Portfolio – Moderate Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.06	$1.08	$1.00	—
Accumulation unit value at end of period	$1.15	$1.06	$1.08	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—

RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 207

Variable account charges of 2.25% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009

Variable Portfolio – Moderate Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.06	$1.08	$1.00	—
Accumulation unit value at end of period	$1.15	$1.06	$1.08	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—

Variable Portfolio – Moderately Aggressive Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.06	$1.10	$1.00	—
Accumulation unit value at end of period	$1.16	$1.06	$1.10	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—

Variable Portfolio – Moderately Aggressive Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.06	$1.10	$1.00	—
Accumulation unit value at end of period	$1.17	$1.06	$1.10	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—

Variable Portfolio – Moderately Conservative Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.06	$1.06	$1.00	—
Accumulation unit value at end of period	$1.12	$1.06	$1.06	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—

Variable Portfolio – Moderately Conservative Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.06	$1.06	$1.00	—
Accumulation unit value at end of period	$1.13	$1.06	$1.06	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—

Variable Portfolio – Partners Small Cap Value Fund (Class 3) (11/30/2009)
Accumulation unit value at beginning of period	$1.21	$1.30	$1.07	$1.00
Accumulation unit value at end of period	$1.35	$1.21	$1.30	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—

Variable Portfolio – Sit Dividend Growth Fund (Class 3) (11/30/2009)
Accumulation unit value at beginning of period	$1.05	$1.12	$1.02	$1.00
Accumulation unit value at end of period	$1.14	$1.05	$1.12	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—

Variable Portfolio – Victory Established Value Fund (Class 3) (11/30/2009)
Accumulation unit value at beginning of period	$1.16	$1.27	$1.06	$1.00
Accumulation unit value at end of period	$1.33	$1.16	$1.27	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—

Wanger International (11/30/2009)
Accumulation unit value at beginning of period	$1.05	$1.25	$1.03	$1.00
Accumulation unit value at end of period	$1.24	$1.05	$1.25	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—

Wanger USA (11/30/2009)
Accumulation unit value at beginning of period	$1.23	$1.30	$1.08	$1.00
Accumulation unit value at end of period	$1.44	$1.23	$1.30	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—

 208  RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS

Table of Contents of the Statement of Additional Information

Calculating Annuity Payouts	p. 3

Rating Agencies	p. 4

Revenues Received During Calendar Year 2012	p. 4

Principal Underwriter	p. 5

Independent Registered Public Accounting Firms	p. 5

Condensed Financial Information (Unaudited)	p. 6

Financial Statements

RIVERSOURCE FLEXCHOICE SELECT VARIABLE ANNUITY — PROSPECTUS 209

RiverSource Life Insurance Company
829 Ameriprise Financial Center
Minneapolis, MN 55474
1-800-333-3437

RiverSource Distributors, Inc. (Distributor), Member FINRA.
Insurance and annuity products are issued by RiverSource Life Insurance Company.

©2008-2013 RiverSource Life Insurance Company. All rights reserved.
45307 P (4/13)

Prospectus

April 29, 2013

RiverSource® Signature One Select
Variable Annuity

INDIVIDUAL FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY

Issued by:	RiverSource Life Insurance Company (RiverSource Life)

829 Ameriprise Financial Center
Minneapolis, MN 55474
Telephone: 1-800-333-3437
(Corporate Office)
RiverSource Variable Annuity Account/RiverSource MVA Account

New contracts are not currently being offered.

This prospectus describes two versions of the contract: the Current Contract (applications signed on or after Nov. 30, 2009, subject to state availability) and the Original Contract (applications signed prior to Nov. 30, 2009, or in states where the Current Contract was unavailable). The information in this prospectus applies to both contracts unless stated otherwise.

This prospectus contains information that you should know before investing. Prospectuses are also available for:

AllianceBernstein Variable Products Series Fund, Inc. (Class B)
American Century® Variable Portfolios, Inc., Class II
Columbia Funds Variable Insurance Trust
Columbia Funds Variable Series Trust II
Credit Suisse Trust
Dreyfus Variable Investment Fund, Service Share Class
Eaton Vance Variable Trust (VT)
Fidelity® Variable Insurance Products Service Class 2
Franklin® Templeton® Variable Insurance Products
  Trust (FTVIPT) – Class 2
Goldman Sachs Variable Insurance Trust (VIT)
Invesco Variable Insurance Funds
Janus Aspen Series: Service Shares
Legg Mason Partners Variable Equity Trust
MFS® Variable Insurance Trustsm – Service Class
Morgan Stanley Universal Institutional Funds (UIF)
Oppenheimer Variable Account Funds, Service Shares
PIMCO Variable Insurance Trust (VIT)
Putnam Variable Trust – Class IB Shares
Wanger Advisors Trust

Some funds may not be available in your contract. Please read the prospectuses carefully and keep them for future reference.

The contract provides for purchase payment credits. Expense charges from contracts with purchase payment credits may be higher than charges for contracts without such credits. The amount of the credit may be more than offset by additional fees and charges associated with the credit. The credits may be reversed. (See “Buying Your Contract — Purchase Payment Credits”).

The Securities and Exchange Commission (SEC) has not approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

An investment in this contract is not a deposit of a bank or financial institution and is not insured or guaranteed by the Federal Deposit Insurance Corporation (FDIC) or any other government agency. An investment in this contract involves investment risk including the possible loss of principal.

A Statement of Additional Information (SAI), dated the same date as this prospectus, is incorporated by reference into this prospectus. It is filed with the SEC and is available without charge by contacting RiverSource Life at the telephone number and address listed above. The table of contents of the SAI is on the last page of this prospectus. The SEC maintains an Internet site. This prospectus, the SAI and other information about the product are available on the EDGAR Database on the SEC’s Internet site at (http://www.sec.gov).

Variable annuities are insurance products that are complex investment vehicles. Before you invest, be sure to ask your investment professional about the variable annuity’s features, benefits, risks and fees, and whether the variable annuity is appropriate for you, based upon your financial situation and objectives.

The contracts and/or certain optional benefits described in this prospectus may not be available in all jurisdictions. This prospectus constitutes an offering or solicitation only in those jurisdictions where such offering or solicitation may lawfully be made. State variations are covered in a special contract form used in that state. This prospectus provides a general description of the contract. Your actual contract and any riders or endorsements are the controlling documents.

RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS 1

RiverSource Life has not authorized any person to give any information or to make any representations regarding the contract other than those contained in this prospectus or the fund prospectuses. Do not rely on any such information or representations.

RiverSource Life offers other variable annuity contracts in addition to the contracts described in this prospectus which your investment professional may or may not be authorized to offer to you. Each annuity has different features and optional benefits that may be appropriate for you based on your individual financial situation and needs, your age and how you intend to use the annuity. The different features and benefits may include the investment and fund manager options, variations in interest rate amount and guarantees, credits, surrender charge schedules and access to your annuity account values. The fees and charges you will pay when buying, owning and surrendering money from the contracts we describe in this prospectus may be more or less than the fees and charges of other variable annuities we issue. A securities broker dealer authorized to sell the contracts described in this prospectus (selling firm) may not offer all the variable annuities we issue. In addition, some selling firms may not permit their investment professionals to sell the contracts and/or optional benefits described in this prospectus to persons over a certain age (which may be lower than age limits we set), or may otherwise restrict the sale of the optional benefits described in this prospectus by their investment professionals. You should ask your investment professional about his or her selling firm’s ability to offer you other variable annuities we issue (which might have lower fees and charges than the contracts described in this prospectus), and any limits the selling firm has placed on your investment professional’s ability to offer you the contracts and/or optional riders described in this prospectus.

 2  RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS

Key Terms

These terms can help you understand details about your contract.

Accumulation unit: A measure of the value of each subaccount prior to the application of amounts to an annuity payment plan.

Annuitant: The person or persons on whose life or life expectancy the annuity payouts are based.

Annuitization start date: The date when annuity payments begin according to the applicable annuity payment plan (referred to as “Retirement date” in the Original Contract). Throughout this prospectus when we use the term “Annuitization start date,” it includes the term “Retirement date.”

Annuity payouts: An amount paid at regular intervals under one of several plans.

Assumed investment rate: The rate of return we assume your investments will earn when we calculate your initial annuity payout amount using the annuity table in your contract. The standard assumed investment rate we use is 5% but you may request we substitute an assumed investment rate of 3.5%.

Beneficiary: The person you designate to receive benefits in case of the owner’s death (Current Contract), or owner’s or annuitant’s death (Original Contract) while the contract is in force.

Close of business: The time the New York Stock Exchange (NYSE) closes (4 p.m. Eastern time unless the NYSE closes earlier).

Code: The Internal Revenue Code of 1986, as amended.

Contingent annuitant (Current Contract): The person who becomes the annuitant when the current annuitant dies prior to the annuitization start date. In the case of joint ownership, one owner must also be the contingent annuitant.

Contract: A deferred annuity contract that permits you to accumulate money for retirement by making one or more purchase payments. It provides for lifetime or other forms of payouts beginning at a specified time in the future.

Contract value: The total value of your contract before we deduct any applicable charges.

Contract year: A period of 12 months, starting on the effective date of your contract and on each anniversary of the effective date.

Fixed account: Our general account which includes the regular fixed account and the Special DCA fixed account (Current Contract) or the one-year fixed account and the DCA fixed account (Original Contract). Amounts you allocate to the fixed account earn interest rates we declare periodically.

Funds: Investment options under your contract. You may allocate your purchase payments into subaccounts investing in shares of the funds.

Good order: We cannot process your transaction request relating to the contract until we have received the request in good order at our corporate office. “Good order” means the actual receipt of the requested transaction in writing, along with all information, forms and supporting legal documentation necessary to effect the transaction. To be in “good order,” your instructions must be sufficiently clear so that we do not need to exercise any discretion to follow such instructions. This information and documentation generally includes your completed request; the contract number; the transaction amount (in dollars); the names of and allocations to and/or from the subaccounts and the fixed account affected by the requested transaction; the signatures of all contract owners, exactly as registered on the contract, if necessary; Social Security Number or Taxpayer Identification Number; and any other information, forms or supporting documentation that we may require. With respect to purchase requests, “good order” also generally includes receipt of sufficient payment by us to effect the purchase. We may, in our sole discretion, determine whether any particular transaction request is in good order, and we reserve the right to change or waive any good order requirements at any time.

Guarantee Period: The number of successive 12-month periods that a guaranteed interest rate is credited.

Guarantee Period Accounts (GPAs): These accounts have guaranteed interest rates for guarantee periods we declare when you allocate purchase payments and any purchase payment credits or transfer contract value to a GPA. These guaranteed rates and periods of time may vary by state. Unless an exception applies, transfers or surrenders from a GPA done more than 30 days before the end of the guarantee period will receive a market value adjustment, which may result in a gain or loss of principal.

Market Value Adjustment (MVA): A positive or negative adjustment assessed if any portion of a Guarantee Period Account is surrendered or transferred more than 30 days before the end of its guarantee period.

RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS 3

Owner (you, your): The person or persons identified in the contract as owners(s) of the contract, who has or have the right to control the contract (to decide on investment allocations, transfers, payout options, etc.). Usually, but not always, the owner is also the annuitant. During the owner’s life, the owner is responsible for taxes, regardless of whether he or she receives the contract’s benefits. The owner or any joint owner may be a nonnatural person (e.g. irrevocable trust or corporation) or a revocable trust. In this case, the annuitant will be deemed to be the owner for contract provisions that are based on the age or life of the owner. When the contract is owned by a revocable trust, the annuitant selected should be the grantor of the trust to assure compliance with Section 72(s) of the Code. Any contract provisions that are based on the age of the owner will be based on the age of the oldest owner. Any ownership change, including continuation of the contract by your spouse under the spousal continuation provision of the contract, redefines “owner”, “you” and “your”.

Purchase payment credits: An addition we make to your contract value. We determine the credit percentage based on cumulative net payments (total payments less surrenders). We apply the credit to your contract based on your current payment.

Qualified annuity: A contract that you purchase to fund one of the following tax-deferred retirement plans that is subject to applicable federal law and any rules of the plan itself:

•	Individual Retirement Annuities (IRAs) including inherited IRAs under Section 408(b) of the Code

•	Roth IRAs including inherited Roth IRAs under Section 408A of the Code

•	Simplified Employee Pension IRA (SEP) plans under Section 408(k) of the Code

•	Custodial and investment only plans under Section 401(a) of the Code

•	Tax-Sheltered Annuity (TSA) rollovers under Section 403(b) of the Code

A qualified annuity will not provide any necessary or additional tax deferral if it is used to fund a retirement plan that is already tax-deferred.

All other contracts are considered nonqualified annuities.

Rider effective date: The date a rider becomes effective as stated in the rider.

RiverSource Life: In this prospectus, “we,” “us,” “our” and “RiverSource Life” refer to RiverSource Life Insurance Company.

Surrender value: The amount you are entitled to receive if you make a full surrender from your contract (referred to as “Withdrawal value” in the Original Contract). It is the contract value minus any applicable charges and any purchase payment credits subject to reversal, plus any positive or negative market value adjustment. Throughout this prospectus when we use the term “Surrender” it includes the term “Withdrawal”.

Valuation date: Any normal business day, Monday through Friday, on which the NYSE is open, up to the close of business. At the close of business, the next valuation date begins. We calculate the accumulation unit value of each subaccount on each valuation date. If we receive your purchase payment or any transaction request (such as a transfer or withdrawal request) in good order at our corporate office before the close of business, we will process your payment or transaction using the accumulation unit value we calculate on the valuation date we received your payment or transaction request. On the other hand, if we receive your purchase payment or transaction request in good order at our corporate office at or after the close of business, we will process your payment or transaction using the accumulation unit value we calculate on the next valuation date. If you make a transaction request by telephone (including by fax), you must have completed your transaction by the close of business in order for us to process it using the accumulation unit value we calculate on that valuation date. If you were not able to complete your transaction before the close of business for any reason, including telephone service interruptions or delays due to high call volume, we will process your transaction using the accumulation unit value we calculate on the next valuation date.

Variable account: Consists of separate subaccounts to which you may allocate purchase payments; each invests in shares of one fund. The value of your investment in each subaccount changes with the performance of the particular fund.

Withdrawal value: The amount you are entitled to receive if you make a full withdrawal from your contract (referred to as “Surrender value” in the Current Contract). It is the contract value minus any applicable charges and any purchase payment credits subject to reversal, plus any positive or negative market value adjustment. Throughout this prospectus when we use the term “Surrender” it includes the term “Withdrawal”.

 4  RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS

The Contracts in Brief

This prospectus describes two versions of the contract: the Current Contract (applications signed on or after Nov. 30, 2009, subject to state availability) and the Original Contract (applications signed prior to Nov. 30, 2009, or in states where the Current Contract was unavailable). The primary differences are disclosed in the following sections: “Key Terms”, “Expense Summary,” “Buying Your Contract”, “Benefits in Case of Death”, and “Optional Benefits.”

Purpose: These contracts allow you to accumulate money for retirement or a similar long-term goal. You do this by making one or more purchase payments. For the Current Contract, you may allocate your purchase payments to the regular fixed account, the Special DCA fixed account, GPAs and/or subaccounts of the variable account under the contract. For the Original Contract, you may allocate your purchase payments to the one-year fixed account (if part of your contract), the DCA fixed account (if part of your contract), the GPAs and/or subaccounts of the variable account under the contract. When you invest in the subaccounts of the variable account, you risk losing amounts you invest. These accounts, in turn, may earn returns that increase the value of the contract. If the contract value goes to zero due to underlying fund’s performance or deduction of fees, the contract will no longer be in force and the contract (including any death benefit riders) will terminate. You may be able to purchase an optional benefit to reduce the investment risk you assume under the contract. Beginning at a specified time in the future called the annuitization start date, these contracts provide lifetime or other forms of payout of your contract value (less any applicable premium tax and/or other charges).

Buying a contract: We no longer offer new contracts. However, you have the option of making additional purchase payments in the future, subject to certain limitations. Purchase payment amounts and purchase payment timing may be limited under the terms of your contract and/or pursuant to state requirements. (See “Buying Your Contract”).

It may have not been advantageous for you to purchase this contract in exchange for, or in addition to, an existing annuity or life insurance policy. Generally, you can exchange one annuity for another or for a long-term care policy in a “tax-free” exchange under Section 1035 of the Code. You can also do a partial exchange from one annuity contract to another annuity contract, subject to Internal Revenue Service (“IRS”) rules. You also generally can exchange a life insurance policy for an annuity. However, before making an exchange, you should compare both contracts carefully because the features and benefits may be different. Fees and charges may be higher or lower on your old contract than on this contract. You may have to pay a withdrawal charge when you exchange out of your old contract and a new withdrawal charge period will begin when you exchange into this contract. If the exchange does not qualify for Section 1035 treatment, you also may have to pay federal income tax on the distribution. State income taxes may also apply. You should not exchange your old contract for this contract, or buy this contract in addition to your old contract, unless you determine it is in your best interest. (See “Taxes-1035 Exchanges”.)

Tax-deferred retirement plans: Most annuities have a tax-deferred feature. So do many retirement plans under the Code. As a result, when you use a qualified annuity to fund a retirement plan that is tax-deferred, your contract will not provide any necessary or additional tax deferral for that retirement plan. A qualified annuity has features other than tax deferral that may help you reach your retirement goals. In addition, the Code subjects retirement plans to required withdrawals triggered at a certain age. These mandatory withdrawals are called required minimum distributions (“RMDs”). RMDs may reduce the value of certain death benefits and optional riders (see “Taxes — Qualified Annuities — Required Minimum Distributions”). You should consult your tax advisor before you purchase the contract as a qualified annuity for an explanation of the tax implications to you.

Free look period: You may return your contract to your investment professional or to our corporate office within the time stated on the first page of your contract and receive a full refund of the contract value, less any purchase payment credits subject to reversal. (See “Buying Your Contract — Purchase Payment Credits”). We will not deduct any contract charges or fees. However, you bear the investment risk from the time of purchase until you return the contract and any positive or negative market value adjustment will apply; the refund amount may be more or less than the payment you made. (Exception: If the law requires, we will refund all of your purchase payments.)

Accounts: Generally, you may allocate purchase payments among the:

•	subaccounts of the variable account, each of which invests in a fund with a particular investment objective. The value of each subaccount varies with the performance of the particular fund in which it invests. We cannot guarantee that the value at the annuitization start date will equal or exceed the total purchase payments you allocate to the subaccounts. (See “The Variable Account and the Funds”).

•	GPAs which earn interest at rates declared when you make an allocation to that account. The required minimum investment in each GPA is $1,000. These accounts may not be available in all states. (See “The Guarantee Period Accounts (GPAs)”)

RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS 5

•	for the Current Contract:

–	regular fixed account, which earns interest at rates that we adjust periodically. There are restrictions on transfers from this account and may be restrictions on the amount you can allocate to this account (see “Buying Your Contract”, “Transfer policies” and “The Regular Fixed Account”).

–	Special DCA fixed account, which earns interest at rates that we adjust periodically. There are restrictions on how long contract value can remain in this account. (See “Special DCA Fixed Account”).

•	for the Original Contract:

–	one-year fixed account, if part of your contract, which earns interest at rates that we adjust periodically. There are restrictions on the amount you can allocate to this account as well as on transfers from this account (see “Buying Your Contract”, “Transfer policies” and “The One-Year Fixed Account”).

–	DCA fixed account, if part of your contract, which earns interest at rates that we adjust periodically. There are restrictions on how long contract value can remain in this account. (See “DCA Fixed Account”).

Transfers: Subject to certain restrictions, you currently may redistribute your contract value among the accounts without charge at any time until the annuitization start date, and once per contract year among the subaccounts after the annuitization start date. Transfers out of the GPAs done more than 30 days before the end of the guarantee period will be subject to an MVA, unless an exception applies. You may establish automated transfers among the accounts. Transfers into the Special DCA fixed account (Current Contract) and DCA fixed account (Original Contract) are not permitted. GPAs, the regular fixed account (Current Contract) and the one-year fixed account (Original Contract) are subject to special restrictions. (See “Making the Most of Your Contract — Transferring Among Accounts”).

Surrenders: You may surrender all or part of your contract value at any time before the annuitization start date. You also may establish automated partial surrenders. Surrenders may be subject to charges and income taxes (including a 10% IRS penalty that may apply if you make surrenders prior to your reaching age 59 1/2) and may have other tax consequences. If you have elected the SecureSource Stages rider or the SecureSource 20 rider, please consider carefully when you take withdrawals. If you take any withdrawals during the 3-year waiting period, your benefits will be set to zero until the end of the waiting period when they will be reset based on your contract value at that time and you will no longer be eligible to receive the 20% credit available under the SecureSource 20 rider or any future rider credits under the SecureSource Stages. Certain other restrictions may apply. (See “Surrenders”).

Optional benefits: You can buy optional benefits with your contract for an additional charge if you meet certain criteria. We offer optional death benefits and optional living benefits. Optional living benefits include: different versions of the guaranteed minimum withdrawal benefits, which permit you to withdraw a guaranteed amount from the contract over a period of time, Accumulation Protector Benefit rider, which provides you with a guaranteed contract value at the end of specified waiting period regardless of the volatility inherent in the investments in the subaccounts, and Income Assurer Benefit rider, which provides you with a guaranteed minimum income regardless of the volatility inherent in the investments in the subaccounts . Guaranteed minimum withdrawal benefits are SecureSource series riders, Guarantor Withdrawal Benefit rider and Guarantor Withdrawal Benefit for Life rider. When used in this prospectus, the term “SecureSource series” includes: the SecureSource Stages 2 riders, the SecureSource Stages riders, the SecureSource 20 riders and the SecureSource riders, except where the SecureSource Stages 2 riders, the SecureSource Stages riders, SecureSource 20 riders and SecureSource riders are specifically referenced and distinguished from other riders in the SecureSource series.

Optional living benefits require the use of a Portfolio Navigator program (PN program) investment option which may limit transfers and allocations; may limit the timing, amount and allocation of purchase payments; and may limit the amount of surrenders that can be taken under the optional benefit during a contract year. For more information on optional living benefits, please see “Optional Benefits — Optional Living Benefits”. Optional benefits vary by state and may have eligibility requirements.

We offer the following optional death benefits: MAV Death Benefit, 5% Accumulation Death Benefit, Enhanced Death Benefit, Benefit Protector Death Benefit rider and Benefit Protector Plus Death Benefit rider. Benefit Protector Death Benefit rider and Benefit Protector Plus Death Benefit rider are intended to provide an additional benefit to your beneficiary to help offset expenses after your death such as funeral expenses or federal and state taxes.

Benefits in case of death: For the Current Contract, if you die before the annuitization start date, we will pay the beneficiary an amount based on the applicable death benefit. For the Original Contract, if you or the annuitant die before the annuitization start date, we will pay the beneficiary an amount based on the applicable death benefit. (See “Benefits in Case of Death”).

Annuity payouts: You can apply your contract value, after reflecting any adjustments, to an annuity payout plan that begins on the annuitization start date. You may choose from a variety of plans to make sure that payouts continue as long as you like. The payout schedule must meet IRS requirements. We can make payouts on a fixed or variable basis, or both. During the

 6  RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS

annuity payout period, your choices for subaccounts may be limited. The GPAs, the Special DCA fixed account (Current Contract) and the DCA fixed accounts (Original Contract) are not available after the annuitization start date. (See “The Annuity Payout Period”).

RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS 7

Expense Summary

The following tables describe the fees and expenses that you will pay when buying, owning and making a surrender from these contracts. The first table describes the fees and expenses that you will pay at the time that you buy the contract or may pay when you make a surrender from one of these contracts. State premium taxes also may be deducted.

Current Contract:
(applications signed on or after Nov. 30, 2009, subject to state availability)

Surrender charge
(Contingent deferred sales charge as a percentage of purchase payments surrendered)

Current Contract
Number of completed years	Surrender charge percentage
from date of each purchase payment*	applied to each purchase payment

0	8%

1	8

2	8

3	7

4	6

5	4

6	3

7	2

8	1

9 +	0

*	According to our current administrative practice, for the purpose of surrender charge calculation, we consider that the year is completed one day prior to the anniversary of the day each purchase payment was received.

Surrender charge under Annuity Payout Plan E — Payouts for a specified period: If you are receiving variable annuity payments under this annuity payout plan, you can choose to take a surrender. The amount that you can surrender is the present value of any remaining variable payouts. The discount rate we use in the calculation will be 5.17% for the assumed investment return of 3.5% and 6.67% for the assumed investment return of 5.0%. The surrender charge equals the present value of the remaining payouts using the assumed investment return minus the present value of the remaining payouts using the discount rate. (See “Charges — Surrender Charge” and “The Annuity Payout Period — Annuity Payout Plans.”)

 8  RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS

The next tables describe the fees and expenses that you will pay periodically during the time that you own the contract, not including fund fees and expenses.

Annual contract administrative charge	Maximum: $50	Current: $40

Annual contract administrative charge if your contract value equals or exceeds $50,000	Maximum: $20	Current: $0

Contract administrative charge at full surrender	Maximum: $50	Current: $40

ANNUAL VARIABLE ACCOUNT EXPENSES
(As a percentage of average daily subaccount value.)

You must choose a death benefit guarantee. The combination of death benefit in effect and the contract year you are in determines the mortality and expense risk fees you pay. The table below shows the combinations available to you and their cost. The variable account administrative charge is in addition to the mortality and expense risk fee.

Until the 9th contract anniversary

	Mortality and	Variable account	Total variable
	expense risk fee	administrative charge	account expense

CV Death Benefit*	1.60%	0.15%	1.75%

ROPP Death Benefit	1.60	0.15	1.75

MAV Death Benefit	1.85	0.15	2.00

5% Accumulation Death Benefit	2.00	0.15	2.15

Enhanced Death Benefit	2.05	0.15	2.20

The 9th contract anniversary and after

	Mortality and	Variable account	Total variable
	expense risk fee	administrative charge	account expense

CV Death Benefit*	1.30%	0.15%	1.45%

ROPP Death Benefit	1.30	0.15	1.45

MAV Death Benefit	1.55	0.15	1.70

5% Accumulation Death Benefit	1.70	0.15	1.85

Enhanced Death Benefit	1.75	0.15	1.90

*	CV Death Benefit is available only after an ownership change or spousal continuation if any owner or spouse who continues the contract is over age 85 and therefore cannot qualify for the ROPP death benefit.

OTHER ANNUAL EXPENSES

Optional Death Benefits
If eligible, you may have selected an optional death benefit in addition to the ROPP and MAV Death Benefits. The fees apply only if you have selected one of these benefits.

Benefit Protector® Death Benefit rider fee	0.25%

Benefit Protector® Plus Death Benefit rider fee	0.40%

(As a percentage of the contract value charged annually on the contract anniversary.)

Optional Living Benefits
If eligible, you may select one of the following optional living benefits if available in your state. The optional living benefits require participation in the PN program. The fees apply only if you elect one of these benefits.

SecureSource Stages 2sm – Single life rider fee	Maximum: 1.75%	Current: 0.95%

SecureSource Stages 2sm – Joint life rider fee	Maximum: 2.25%	Current: 1.15%

(Charged annually on the contract anniversary as a percentage of contract value or the total Benefit Base, whichever is greater.)

SecureSource® Stages – Single life rider fee	Maximum: 2.00%	Current: 1.10%

SecureSource® Stages – Joint life rider fee	Maximum: 2.50%	Current: 1.35%

(Charged annually on the contract anniversary as a percentage of the contract value or the Benefit Base, whichever is greater.)

RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS 9

Original Contract:
(applications signed prior to Nov. 30, 2009 or in states where the Current Contract was not available)

CONTRACT OWNER TRANSACTION EXPENSES

Surrender charge(1)
(Contingent deferred sales charge as a percentage of purchase payments surrendered)

Number of completed years	Surrender charge percentage
from date of each purchase payment(2)	applied to each purchase payment

0	8%

1	8

2	8

3	8

4	7

5	6

6	6

7	4

8	2

9 +	0

(1)	For the Original Contract in Alaska, Arizona, Colorado, Connecticut, Florida, Georgia, Illinois, Michigan, Mississippi, New Jersey, Oregon, Pennsylvania, Utah and Washington, the surrender charge schedule is modified as follows: Years 1-3 – 8%; Year 4 – 7%; Year 5 – 6%; Year 6 – 4%; Year 7 – 3%; Year 8 – 2%; Year 9 – 1%; and Years 10+ – 0%.

(2)	According to our current administrative practice, for the purpose of surrender charge calculation, we consider that the year is completed one day prior to the anniversary of the day each purchase payment was received.

Surrender charge under Annuity Payout Plan E — Payouts for a specified period: If you are receiving variable annuity payments under this annuity payout plan, you can choose to take a surrender. The amount that you can surrender is the present value of any remaining variable payouts. The discount rate we use in the calculation will be 5.17% for the assumed investment return of 3.5% and 6.67% for the assumed investment return of 5.0%. The surrender charge equals the present value of the remaining payouts using the assumed investment return minus the present value of the remaining payouts using the discount rate. (See “Charges — Surrender Charge” and “The Annuity Payout Period — Annuity Payout Plans.”)

The next tables describe the fees and expenses that you will pay periodically during the time that you own the contract, not including fund fees and expenses.

Annual contract administrative charge and at full surrender	$40

(We will waive this charge when your contract value is $50,000 or more on the current contract anniversary except at full surrender.)

ANNUAL VARIABLE ACCOUNT EXPENSES
(As a percentage of average daily subaccount value.)

You must choose one of the four death benefit guarantees. The death benefit in effect determines the mortality and expense risk fee you pay. The table shows the death benefit guarantees available to you and their cost. The variable account administrative charge is in addition to the mortality and expense risk fee.

	Mortality and	Variable account	Total variable
	expense risk fee	administrative charge	account expense

ROP Death Benefit	1.60%	0.15%	1.75%

MAV Death Benefit	1.80	0.15	1.95

5% Accumulation Death Benefit	1.95	0.15	2.10

Enhanced Death Benefit	2.00	0.15	2.15

 10  RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS

OTHER ANNUAL EXPENSES

Optional Death Benefits
If eligible, you may select an optional death benefit in addition to the ROP and MAV Death Benefits. The fees apply only if you select one of these benefits.

Benefit Protector® Death Benefit rider fee	0.25%

Benefit Protector® Plus Death Benefit rider fee	0.40%

(As a percentage of the contract value charged annually on the contract anniversary.)

Optional Living Benefits
The following optional living benefits, except as noted, are no longer available for purchase. The fees apply only if you elected one of these benefits when you purchased your contract. Each optional living benefit requires participation in the PN program.

For applications signed on or after Aug. 10, 2009 but prior to Nov. 30, 2009, subject to state availability, or in states where the Current Contract was not available:

SecureSource® 20 – Single life rider fee	Maximum: 2.00%	Current: 1.25%

SecureSource® 20 – Joint life rider fee	Maximum: 2.50%	Current: 1.55%

(Charged annually on the contract anniversary as a percentage of the contract value or the total Remaining Benefit Amount, whichever is greater.)

(As a percentage of the contract value charged annually on the contract anniversary.)

For applications signed on or after Jan. 26, 2009, but prior to Aug. 10, 2009, or in states where the Current Contract and SecureSource 20 were not available:

SecureSource® – Single life rider fee	Maximum: 2.00%	Current: 1.10%

SecureSource® – Joint life rider fee	Maximum: 2.50%	Current: 1.40%

(Charged annually on the contract anniversary as a percentage of the contract value or the total Remaining Benefit Amount, whichever is greater.)

For applications signed on or after June 1, 2008, but prior to Jan. 26, 2009:

SecureSource® – Single life rider fee	Maximum: 1.50%	Current: 0.75%

SecureSource® – Joint life rider fee	Maximum: 1.75%	Current: 0.95%

(Charged annually on the contract anniversary as a percentage of the contract value or the total Remaining Benefit Amount, whichever is greater.)

For applications signed prior to June 1, 2008:

SecureSource® – Single life rider fee	Maximum: 1.50%	Current: 0.65%

SecureSource® – Joint life rider fee	Maximum: 1.75%	Current: 0.85%

(Charged annually on the contract anniversary as a percentage of the contract value or the total Remaining Benefit Amount, whichever is greater.)

Guarantor Withdrawal Benefit for Life® rider fee	Maximum: 1.50%	Current: 0.65%

(Charged annually on the contract anniversary as a percentage of the contract value or the total Remaining Benefit Amount, whichever is greater.)

Guarantor® Withdrawal Benefit rider fee	Maximum: 1.50%	Current: 0.55%

(As a percentage of contract value charged annually on the contract anniversary.)

Accumulation Protector Benefit® rider fee	Maximum: 1.75%	Current: 0.80%(1)

(Charged annually on the contract anniversary as a percentage of the contract value or the Minimum Contract Accumulation Value, whichever is greater.)

(1)	For contract applications signed prior to May 31, 2009 and for elective step ups and elective spousal continuation step ups received on or after April 29, 2013, the following charges apply:

	Initial annual rider fee	Current rider fee for
	and fee for elective step	elective step ups
For applications signed:	ups before 04/29/13	on or after 04/29/13

Prior to Jan. 26, 2009	0.55%	1.75%

Jan. 26, 2009 – May 31, 2009	0.80%	1.75%

RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS 11

Income Assurer Benefit® – MAV rider fee	Maximum: 1.50%	Current: 0.30%(2)

Income Assurer Benefit® – 5% Accumulation Benefit Base rider fee	Maximum: 1.75%	Current: 0.60%(2)

Income Assurer Benefit® – Greater of MAV or 5% Accumulation Benefit Base rider fee	Maximum: 2.00%	Current: 0.65%(2)

(As a percentage of the guaranteed income benefit base charged annually on the contract anniversary.)

(2)	For applications signed prior to Oct. 7, 2004, the following current annual rider charges apply: Income Assurer Benefit – MAV — 0.55%, Income Assurer Benefit – 5% Accumulation Benefit Base — 0.70%; and Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base — 0.75%.

 12  RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS

ANNUAL OPERATING EXPENSES OF THE FUNDS
The next two tables describe the operating expenses of the funds that you may pay periodically during the time that you own the contract. These operating expenses are for the fiscal year ended Dec. 31, 2012, unless otherwise noted. The first table shows the minimum and maximum total operating expenses charged by the funds. The second table shows the total operating expenses charged by each fund. More detail concerning each fund’s fees and expenses is contained in the prospectus for each fund.

Minimum and maximum annual operating expenses for the funds

(Including management fee, distribution and/or service (12b-1) fees and other expenses)(1)

	Minimum	Maximum

Total expenses before fee waivers and/or expense reimbursements	0.45%	1.71%

(1)	Each fund deducts management fees and other expenses from fund assets. Fund assets include amounts you allocate to a particular fund. Funds may also charge 12b-1 fees that are used to finance any activity that is primarily intended to result in the sale of fund shares. Because 12b-1 fees are paid out of fund assets on an ongoing basis, you may pay more if you select subaccounts investing in funds that have adopted 12b-1 plans than if you select subaccounts investing in funds that have not adopted 12b-1 plans. The fund or the fund’s affiliates may pay us or our affiliates for promoting and supporting the offer, sale and servicing of fund shares. In addition, the fund’s distributor and/or investment adviser, transfer agent or their affiliates may pay us or our affiliates for various services we or our affiliates provide. The amount of these payments will vary by fund and may be significant. See “The Variable Account and the Funds” for additional information, including potential conflicts of interest these payments may create. For a more complete description of each fund’s fees and expenses and important disclosure regarding payments the fund and/or its affiliates make, please review the fund’s prospectus and SAI.

Total annual operating expenses for each fund*

(Before fee waivers and/or expense reimbursements, if applicable, as a percentage of average daily net assets)

				Acquired fund	Gross total
	Management	12b-1	Other	fees and	annual
Fund name**	fees	fees	expenses	expenses***	expenses

AllianceBernstein VPS Balanced Wealth Strategy Portfolio (Class B)	0.55%	0.25%	0.10%	—%	0.90%

AllianceBernstein VPS Global Thematic Growth Portfolio (Class B)	0.75	0.25	0.24	—	1.24

AllianceBernstein VPS Growth and Income Portfolio (Class B)	0.55	0.25	0.05	—	0.85

AllianceBernstein VPS International Value Portfolio (Class B)	0.75	0.25	0.06	—	1.06

American Century VP Inflation Protection, Class II	0.47	0.25	0.01	—	0.73

American Century VP International, Class II	1.31	0.25	0.02	—	1.58

American Century VP Mid Cap Value, Class II	0.90	0.25	0.01	—	1.16

American Century VP Ultra®, Class II	0.90	0.25	0.01	—	1.16

American Century VP Value, Class II	0.88	0.25	—	—	1.13

ClearBridge Variable Small Cap Growth Portfolio – Class I**	0.75	—	0.11	—	0.86

Columbia Variable Portfolio – Cash Management Fund (Class 3)	0.33	0.13	0.14	—	0.60	(1)

Columbia Variable Portfolio – Diversified Bond Fund (Class 3)	0.41	0.13	0.13	—	0.67

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3)**	0.57	0.13	0.12	—	0.82

Columbia Variable Portfolio – Emerging Markets Fund (Class 3)**	1.07	0.13	0.22	—	1.42	(1)

Columbia Variable Portfolio – High Yield Bond Fund (Class 3)	0.58	0.13	0.17	—	0.88	(1)

Columbia Variable Portfolio – Income Opportunities Fund (Class 2)	0.57	0.25	0.14	—	0.96

Columbia Variable Portfolio – Income Opportunities Fund (Class 3)	0.57	0.13	0.14	—	0.84

Columbia Variable Portfolio – International Opportunity Fund (Class 3)	0.79	0.13	0.20	—	1.12

Columbia Variable Portfolio – Large Cap Growth Fund (Class 3)	0.71	0.13	0.17	—	1.01	(1)

Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3)**	0.66	0.13	0.14	0.01	0.94

Columbia Variable Portfolio – Marsico Growth Fund (Class 1)	0.77	—	0.11	—	0.88	(1),(2)

Columbia Variable Portfolio – Marsico International Opportunities Fund (Class 2)	0.87	0.25	0.17	—	1.29	(1),(2)

Columbia Variable Portfolio – Mid Cap Growth Opportunity Fund (Class 3)	0.76	0.13	0.17	—	1.06	(1)

Columbia Variable Portfolio – Mid Cap Value Opportunity Fund (Class 3)	0.74	0.13	0.14	—	1.01	(1)

Columbia Variable Portfolio – S&P 500 Index Fund (Class 3)	0.10	0.13	0.22	—	0.45

Columbia Variable Portfolio – Select Large-Cap Value Fund (Class 3)	0.70	0.13	0.15	—	0.98	(1)

Columbia Variable Portfolio – Small Cap Value Fund (Class 2)	0.87	0.25	0.13	—	1.25	(1)

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 3)**	0.36	0.13	0.14	—	0.63

RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS 13

Total annual operating expenses for each fund* (continued)

(Before fee waivers and/or expense reimbursements, if applicable, as a percentage of average daily net assets)

				Acquired fund	Gross total
	Management	12b-1	Other	fees and	annual
Fund name**	fees	fees	expenses	expenses***	expenses

Credit Suisse Trust – Commodity Return Strategy Portfolio	0.50%	0.25%	0.59%	—%	1.34	%(3)

Dreyfus Investment Portfolios MidCap Stock Portfolio, Service Shares	0.75	0.25	0.10	—	1.10

Dreyfus Investment Portfolios Technology Growth Portfolio, Service Shares	0.75	0.25	0.08	—	1.08

Dreyfus Variable Investment Fund Appreciation Portfolio, Service Shares	0.75	0.25	0.06	—	1.06

Dreyfus Variable Investment Fund International Equity Portfolio, Service Shares	0.75	0.25	0.31	—	1.31

Dreyfus Variable Investment Fund International Value Portfolio, Service Shares	1.00	0.25	0.28	—	1.53

Eaton Vance VT Floating-Rate Income Fund	0.58	0.50	0.10	—	1.18

Fidelity® VIP Contrafund® Portfolio Service Class 2	0.56	0.25	0.08	—	0.89

Fidelity® VIP Growth Portfolio Service Class 2	0.56	0.25	0.10	—	0.91

Fidelity® VIP Investment Grade Bond Portfolio Service Class 2	0.31	0.25	0.11	—	0.67

Fidelity® VIP Mid Cap Portfolio Service Class 2	0.56	0.25	0.09	—	0.90

Fidelity® VIP Overseas Portfolio Service Class 2	0.71	0.25	0.14	—	1.10

FTVIPT Franklin Income Securities Fund – Class 2	0.45	0.25	0.02	—	0.72

FTVIPT Franklin Rising Dividends Securities Fund – Class 2	0.61	0.25	0.02	—	0.88

FTVIPT Franklin Small-Mid Cap Growth Securities Fund – Class 2	0.51	0.25	0.29	—	1.05

FTVIPT Mutual Shares Securities Fund – Class 2	0.60	0.25	0.11	—	0.96

FTVIPT Templeton Global Bond Securities Fund – Class 2	0.46	0.25	0.09	—	0.80

FTVIPT Templeton Growth Securities Fund – Class 2	0.74	0.25	0.04	—	1.03

Goldman Sachs VIT Mid Cap Value Fund – Institutional Shares	0.80	—	0.07	—	0.87	(4)

Goldman Sachs VIT Structured U.S. Equity Fund – Institutional Shares	0.62	—	0.10	—	0.72	(5)

Invesco V.I. American Franchise Fund, Series II Shares**	0.68	0.25	0.30	—	1.23	(6)

Invesco V.I. Comstock Fund, Series II Shares**	0.56	0.25	0.29	—	1.10	(6)

Invesco V.I. Global Health Care Fund, Series II Shares	0.75	0.25	0.38	—	1.38

Invesco V.I. International Growth Fund, Series II Shares	0.71	0.25	0.30	—	1.26

Invesco V.I. Mid Cap Core Equity Fund, Series II Shares	0.73	0.25	0.32	—	1.30

Invesco V.I. Mid Cap Growth Fund, Series II Shares**	0.75	0.25	0.37	—	1.37	(6)

Invesco V.I. Value Opportunities Fund, Series II Shares**	0.70	0.25	0.32	—	1.27

Janus Aspen Series Janus Portfolio: Service Shares	0.48	0.25	0.05	—	0.78

MFS® Investors Growth Stock Series – Service Class	0.75	0.25	0.08	—	1.08

MFS® New Discovery Series – Service Class	0.90	0.25	0.07	—	1.22

MFS® Total Return Series – Service Class	0.75	0.25	0.05	—	1.05	(7)

MFS® Utilities Series – Service Class	0.74	0.25	0.08	—	1.07

Morgan Stanley UIF Global Real Estate Portfolio, Class II Shares	0.85	0.35	0.51	—	1.71	(8)

Morgan Stanley UIF Mid Cap Growth Portfolio, Class II Shares	0.75	0.35	0.31	—	1.41	(8)

Morgan Stanley UIF U.S. Real Estate Portfolio, Class II Shares	0.80	0.35	0.30	—	1.45	(9)

Oppenheimer Capital Appreciation Fund/VA, Service Shares	0.69	0.25	0.12	—	1.06	(10)

Oppenheimer Global Fund/VA, Service Shares**	0.63	0.25	0.13	—	1.01

Oppenheimer Global Strategic Income Fund/VA, Service Shares	0.58	0.25	0.14	0.06	1.03	(11)

Oppenheimer Main Street Small Cap Fund®/VA, Service Shares**	0.69	0.25	0.14	—	1.08	(10)

PIMCO VIT All Asset Portfolio, Advisor Class	0.43	0.25	—	0.75	1.43	(12)

Putnam VT Global Health Care Fund – Class IB Shares	0.64	0.25	0.20	—	1.09

Putnam VT International Equity Fund – Class IB Shares	0.71	0.25	0.18	—	1.14

Putnam VT Multi-Cap Growth Fund – Class IB Shares	0.57	0.25	0.15	—	0.97

Putnam VT Small Cap Value Fund – Class IB Shares	0.64	0.25	0.17	0.09	1.15

 14  RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS

Total annual operating expenses for each fund* (continued)

(Before fee waivers and/or expense reimbursements, if applicable, as a percentage of average daily net assets)

				Acquired fund	Gross total
	Management	12b-1	Other	fees and	annual
Fund name**	fees	fees	expenses	expenses***	expenses

Variable Portfolio – Aggressive Portfolio (Class 2)	—%	0.25%	0.02%	0.80%	1.07%

Variable Portfolio – Aggressive Portfolio (Class 4)	—	0.25	0.02	0.80	1.07

Variable Portfolio – BlackRock Global Inflation-Protected Securities Fund (Class 3)**	0.42	0.13	0.13	—	0.68

Variable Portfolio – Conservative Portfolio (Class 2)	—	0.25	0.02	0.61	0.88

Variable Portfolio – Conservative Portfolio (Class 4)	—	0.25	0.02	0.61	0.88

Variable Portfolio – Moderate Portfolio (Class 2)	—	0.25	0.02	0.72	0.99

Variable Portfolio – Moderate Portfolio (Class 4)	—	0.25	0.02	0.72	0.99

Variable Portfolio – Moderately Aggressive Portfolio (Class 2)	—	0.25	0.02	0.76	1.03

Variable Portfolio – Moderately Aggressive Portfolio (Class 4)	—	0.25	0.02	0.76	1.03

Variable Portfolio – Moderately Conservative Portfolio (Class 2)	—	0.25	0.02	0.67	0.94

Variable Portfolio – Moderately Conservative Portfolio (Class 4)	—	0.25	0.02	0.67	0.94

Variable Portfolio – Partners Small Cap Value Fund (Class 3)	0.91	0.13	0.15	0.01	1.20	(1)

Variable Portfolio – Sit Dividend Growth Fund (Class 3)**	0.71	0.13	0.13	—	0.97	(1)

Variable Portfolio – Victory Established Value Fund (Class 3)**	0.77	0.13	0.13	—	1.03	(1)

Wanger International	0.91	—	0.16	—	1.07

Wanger USA	0.86	—	0.10	—	0.96

*	The Funds provided the information on their expenses and we have not independently verified the information.

**	The previous fund names can be found in “The Variable Account and the Funds” section of the prospectus.

***	Includes fees and expenses incurred indirectly by the Fund as a result of its investment in other investment companies (also referred to as acquired funds).

(1)	Columbia Management Investment Advisers, LLC and certain of its affiliates have contractually agreed to waive and/or to reimburse expenses (excluding certain fees and expenses, such as transaction costs and certain other investment related expenses, interest, taxes, acquired fund fees and expenses, and extraordinary expenses) until April 30, 2014, unless sooner terminated at the sole discretion of the Fund’s Board of Trustees. Under this agreement, the Fund’s net operating expenses, subject to applicable exclusions, will not exceed the annual rate of 0.575% for Columbia Variable Portfolio – Cash Management Fund (Class 3), 1.375% for Columbia Variable Portfolio – Emerging Markets Fund (Class 3), 0.845% for Columbia Variable Portfolio – High Yield Bond Fund (Class 3), 0.915% for Columbia Variable Portfolio – Large Cap Growth Fund (Class 3), 0.79% for Columbia Variable Portfolio – Marsico Growth Fund (Class 1), 1.18% for Columbia Variable Portfolio — Marsico International Opportunities Fund (Class 2), 0.995% for Columbia Variable Portfolio – Mid Cap Growth Opportunity Fund (Class 3), 0.995% for Columbia Variable Portfolio – Mid Cap Value Opportunity Fund (Class 3), 0.875% for Columbia Variable Portfolio – Select Large-Cap Value Fund (Class 3), 1.03% for Columbia Variable Portfolio – Small Cap Value Fund (Class 2), 1.005% for Variable Portfolio – Partners Small Cap Value Fund (Class 3), 0.895% for Variable Portfolio – Sit Dividend Growth Fund (Class 3) and 1.015% for Variable Portfolio – Victory Established Value Fund (Class 3).

(2)	Management fees have been restated to reflect contractual changes to the investment advisory and/or administrative fee rates.

(3)	Credit Suisse will waive fees and reimburse expenses so that the Portfolio’s annual operating expenses will not exceed 1.05% of the Portfolio’s average daily net assets. Waivers and expense reimbursements or credits are voluntary and may be discontinued at any time.

(4)	The Investment Adviser agreed to waive a portion of its management fee in order to achieve an effective net management rate of 0.77%. Other expenses include transfer agency fees equal on an annualized basis to 0.02% of the average daily net assets of the Fund’s Institutional Shares, plus all other ordinary expenses not detailed above. The Investment Adviser has voluntarily agreed to reduce or limit other expenses (excluding management fees, distribution and service fees, transfer agent fees and expenses, taxes, interest, brokerage fees and litigation, indemnification, shareholder meetings and other extraordinary expenses, exclusive of any custody and transfer agent fee credit reductions) to the extent such expenses exceed, on an annual basis, 0.054% of the average daily net assets of the Fund. These arrangements will remain in effect through at least April 29, 2014 and prior to such date the Investment Adviser may not terminate the arrangement without the approval of the trustees. After fee waivers and reimbursements, net expenses would be 0.84%.

(5)	Other expenses include transfer agency fees equal on an annualized basis to 0.02% of the average daily net assets of the Fund’s Institutional Shares, plus all other ordinary expenses not detailed above. The Investment Adviser has voluntarily agreed to reduce or limit other expenses (excluding management fees, distribution and service fees, transfer agent fees and expenses, taxes, interest, brokerage fees and litigation, indemnification, shareholder meetings and other extraordinary expenses, exclusive of any custody and transfer agent fee credit reductions) to the extent such expenses exceed, on an annual basis, 0.004% of the average daily net assets of the Fund. These arrangements will remain in effect through at least April 29, 2014 and prior to such date the Investment Adviser may not terminate the arrangement without the approval of the trustees. After fee waivers and reimbursements, net expenses would be 0.64%.

(6)	The Adviser has contractually agreed, through at least June 30, 2014, to waive advisory fees and/or reimburse expenses of Series II shares to the extent necessary to limit total annual fund operating expenses after fee waivers and/or expense reimbursements (excluding interest, taxes, dividend expense on short sales, extraordinary or non-routine items, including litigation expenses and expenses that the Fund has incurred but did not actually pay because of an expense offset arrangement) of Series II shares to 1.15% for Invesco V.I. American Franchise Fund, Series II Shares, 1.03% for Invesco V.I. Comstock Fund, Series II Shares and 1.34% for Invesco V.I. Mid Cap Growth Fund, Series II Shares of average daily net assets. Acquired fund fees and expenses are also excluded in determining such obligation, if applicable. Unless the Board of Trustees and Invesco Advisers, Inc. mutually agree to amend or continue the fee waiver agreement, it will terminate on June 30, 2014.

(7)	Massachusetts Financial Services Company has agreed in writing to reduce its management fee to 0.70% of the fund’s average daily net assets annually in excess of $1 billion and 0.65% of the fund’s average daily net assets annually in excess of $2.5 billion to $3 billion. This written agreement will remain in effect until modified by the fund’s Board of Trustees, but such agreement will continue until at least April 30, 2014. After fee waivers, net expenses would be 1.02%.

RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS 15

(8)	The Portfolios’ Adviser, Morgan Stanley Investment Management Inc., has agreed to reduce its advisory fee and/or reimburse the Portfolio so that total annual portfolio operating expenses, excluding certain investment related expenses, taxes, interest and other extraordinary expenses (including litigation), will not exceed 1.40% for Morgan Stanley UIF Global Real Estate Portfolio, Class II Shares and 1.15% for Morgan Stanley UIF Mid Cap Growth Portfolio, Class II Shares. In addition, the Portfolios’ Distributor, Morgan Stanley Distribution Inc., has agreed to waive 0.10% for Morgan Stanley UIF Global Real Estate Portfolio, Class II Shares and 0.25% for Morgan Stanley UIF Mid Cap Growth Portfolio, Class II Shares of the 0.35% 12b-1 fee that it may receive. These fee waivers and/or expense reimbursements will continue for at least one year or until such time as the Fund’s Board of Directors acts to discontinue all or a portion of such waivers and/or reimbursements when it deems that such action is appropriate.

(9)	The Portfolios’ Distributor, Morgan Stanley Distribution Inc., has agreed to waive 0.10% of the 0.35% 12b-1 fee that it may receive. This waiver will continue for at least one year or until such time as the Fund’s Board of Directors acts to discontinue all or a portion of such waiver when it deems that such action is appropriate. After fee waivers, net expenses would be 1.35%.

(10)	The Manager has voluntarily agreed to limit the Fund’s expenses after payments, waivers and/or reimbursements and reduction to custodian expenses, excluding expenses incurred directly or indirectly by the Fund as a result of investments in other investment companies, wholly-owned subsidiaries and pooled investment vehicles; so that those expenses, as percentages of daily net assets, will not exceed the annual rate of 1.05% for Oppenheimer Capital Appreciation Fund/VA, Service Shares and 1.05% for Oppenheimer Main Street Small Cap Fund®/VA, Service Shares.

(11)	The Manager has contractually agreed to waive fees and/or reimburse Fund expenses in an amount equal to the indirect management fees incurred through the Fund’s investments in Oppenheimer Institutional Money Market Fund, Oppenheimer Short Duration Fund and the Master Funds. This fee waiver and/or expenses reimbursement may not be amended or withdrawn for one year from the date of the Fund’s prospectus, unless approved by the board. After fee waivers, net expenses would be 0.97%.

(12)	PIMCO has contractually agreed, through May 1, 2014, to reduce its advisory fee to the extent that the Underlying PIMCO Fund Expenses attributable to advisory and supervisory and administrative fees exceed 0.64% of the total assets invested in Underlying PIMCO Funds. PIMCO may recoup these waivers in future periods, not exceeding three years, provided total expenses, including such recoupment, do not exceed the annual expense limit. The fee reduction is implemented based on a calculation of Underlying PIMCO Fund Expenses attributable to advisory and supervisory and administrative fees that is different from the calculation of Acquired Fund Fees and Expenses listed in the table above. After fee waivers, net expenses would be 1.34%.

 16  RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS

Examples
These examples are intended to help you compare the cost of investing in these contracts with the cost of investing in other variable annuity contracts. These costs include your transaction expenses, contract administrative charges, variable account annual expenses and fund fees and expenses.

These examples assume that you invest $10,000 in the contract for the time periods indicated. These examples also assume that your investment has a 5% return each year.

Current Contract:
(applications signed on or after Nov. 30, 2009, subject to state availability)

Maximum Expenses. These examples assume the most expensive combination of contract features and benefits and the maximum fees and expenses of any of the funds offered before fee waivers and/or expense reimbursements. They assume that you select the MAV Death Benefit, the SecureSourceStages 2 – Joint Life rider and the Benefit Protector Plus Death Benefit(1),(4). Although your actual costs may be lower, based on the assumptions your costs would be:

If you do not surrender your contract
If you surrender your contract				or if you select an annuity payout plan
at the end of the applicable time period:				at the end of the applicable time period:
1 year	3 years	5 years	10 years*	1 year	3 years	5 years	10 years*

$1,418	$2,790	$3,949	$6,585	$698	$2,066	$3,404	$6,585

Minimum Expenses. These examples assume the least expensive combination of contract features and benefits and the minimum fees and expenses of any of the funds before fee waivers and/or expense reimbursements. They assume that you select the ROPP Death Benefit and do not select any optional benefits(3). Although your actual costs may be higher, based on these assumptions your costs would be:

If you do not surrender your contract
If you surrender your contract				or if you select an annuity payout plan
at the end of the applicable time period:				at the end of the applicable time period:
1 year	3 years	5 years	10 years*	1 year	3 years	5 years	10 years*

$1,004	$1,587	$1,982	$2,873	$266	$813	$1,382	$2,873

*	Reflects the reduction in the total variable account expense after the 9th year.

Original Contract:(2)
(applications signed prior to Nov. 30, 2009 or in states where the Current Contract was not available)

Maximum Expenses. These examples assume the most expensive combination of contract features and benefits and the maximum fees and expenses of any of the funds offered on or after May 1, 2007 before fee waivers and/or expense reimbursements. They assume that you select the MAV Death Benefit, the SecureSource – Joint Life rider or SecureSource 20 – Joint Life rider and the Benefit Protector Plus Death Benefit.(3),(4) Although your actual costs may be lower, based on the assumptions your costs would be:

If you do not surrender your contract
If you surrender your contract				or if you select an annuity payout plan
at the end of the applicable time period:				at the end of the applicable time period:
1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years

$1,429	$2,819	$4,087	$6,696	$709	$2,096	$3,451	$6,696

Minimum Expenses. These examples assume the least expensive combination of contract features and benefits and the minimum fees and expenses of any of the funds before fee waivers and/or expense reimbursements. They assume that you select the ROP Death Benefit and do not select any optional benefits(3). Although your actual costs may be higher, based on these assumptions your costs would be:

If you do not surrender your contract
If you surrender your contract				or if you select an annuity payout plan
at the end of the applicable time period:				at the end of the applicable time period:
1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years

$1,004	$1,587	$2,082	$2,911	$266	$813	$1,382	$2,911

(1)	In these examples, the contract administrative charge is $50.
(2)	For the Original Contract in Alaska, Arizona, Colorado, Connecticut, Florida, Georgia, Illinois, Michigan, Mississippi, New Jersey, Oregon, Pennsylvania, Utah and Washington contract holders, your expenses would be slightly lower due to the modified nine-year surrender charge schedule.
(3)	In these examples, the contract administrative charge is $40.
(4)	Because these examples are intended to illustrate the most expensive combination of contract features, the maximum annual fee for each optional rider is reflected rather than the fee that is currently being charged.

THE EXAMPLES ARE ILLUSTRATIVE ONLY. YOU SHOULD NOT CONSIDER THESE EXAMPLES AS A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES WILL BE HIGHER OR LOWER THAN THOSE SHOWN DEPENDING UPON WHICH OPTIONAL BENEFIT YOU ELECT OTHER THAN INDICATED IN THE EXAMPLES OR IF YOU ALLOCATE CONTRACT VALUE TO ANY OTHER AVAILABLE SUBACCOUNTS.

RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS 17

Condensed Financial Information

You can find unaudited condensed financial information for the subaccounts representing the lowest and highest total annual variable account expense combinations in Appendix P.

Financial Statements

You can find our audited financial statements and the audited financial statements of the divisions, which are comprised of subaccounts, in the SAI. The SAI does not include audited financial statements for divisions that are new (if any) and have no activity as of the financial statements date.

The Variable Account and the Funds

Variable Account. The variable account was established under Indiana law on July 15, 1987, and the subaccounts are registered together as a single unit investment trust under the Investment Company Act of 1940 (the 1940 Act). This registration does not involve any supervision of our management or investment practices and policies by the SEC. All obligations arising under the contracts are general obligations of RiverSource Life.

The variable account meets the definition of a separate account under federal securities laws. We credit or charge income, capital gains and capital losses of each subaccount only to that subaccount. State insurance law prohibits us from charging a subaccount with liabilities of any other subaccount or of our general business. The variable account includes other subaccounts that are available under contracts that are not described in this prospectus.

Although the IRS has issued some guidance on investor control, the U.S. Treasury and the IRS may continue to examine this aspect of variable contracts and provide additional guidance on investor control. At this time, we do not know what the additional guidance will be or when action will be taken. We reserve the right to modify the contract, as necessary, so that the owner will not be subject to current taxation as the owner of the subaccount assets.

We intend to comply with all federal tax laws so that the contract continues to qualify as an annuity for federal income tax purposes. We reserve the right to modify the contract as necessary to comply with any new tax laws.

The Funds. This contract currently offers subaccounts investing in shares of the funds listed in the table below.

•	Investment objectives: The investment managers and advisers cannot guarantee that the funds will meet their investment objectives. Please read the funds’ prospectuses for facts you should know before investing. These prospectuses are available by contacting us at the address or telephone number on the first page of this prospectus.

•	Fund name and management: A fund underlying your contract in which a subaccount invests may have a name, portfolio manager, objectives, strategies and characteristics that are the same or substantially similar to those of a publicly-traded retail mutual fund. Despite these similarities, an underlying fund is not the same as any publicly-traded retail mutual fund. Each underlying fund will have its own unique portfolio holdings, fees, operating expenses and operating results. The results of each underlying fund may differ significantly from any publicly-traded retail mutual fund.

•	Eligible purchasers: All funds are available to serve as the underlying investments for variable annuities and variable life insurance policies. The funds are not available to the public (see “Fund Name and Management” above). Some funds also are available to serve as investment options for tax-deferred retirement plans. It is possible that in the future for tax, regulatory or other reasons, it may be disadvantageous for variable annuity accounts and variable life insurance accounts and/or tax-deferred retirement plans to invest in the available funds simultaneously. Although we and the funds’ providers do not currently foresee any such disadvantages, the boards of directors or trustees of each fund will monitor events in order to identify any material conflicts between annuity owners, policy owners and tax-deferred retirement plans and to determine what action, if any, should be taken in response to a conflict. If a board were to conclude that it should establish separate fund providers for the variable annuity, variable life insurance and tax-deferred retirement plan accounts, you would not bear any expenses associated with establishing separate funds. Please refer to the funds’ prospectuses for risk disclosure regarding simultaneous investments by variable annuity, variable life insurance and tax-deferred retirement plan accounts. Each fund intends to comply with the diversification requirements under Section 817(h) of the Code.

•	Asset allocation programs may impact fund performance: Asset allocation programs in general may negatively impact the performance of an underlying fund. Even if you do not participate in an asset allocation program, a fund in which your subaccount invests may be impacted if it is included in an asset allocation program. Rebalancing or reallocation under the terms of the asset allocation program may cause a fund to lose money if it must sell large amounts of securities to meet a redemption request. These losses can be greater if the fund holds securities that are not as liquid as others, for example, various types of bonds, shares of smaller companies and securities of foreign issuers. A fund may also experience higher expenses because it must sell or buy securities more frequently than it otherwise might in the absence of asset allocation

 18  RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS

program rebalancing or reallocations. Because asset allocation programs include periodic rebalancing and may also include reallocation, these effects may occur under the asset allocation program we offer (see “Making the Most of Your Contract — Portfolio Navigator Program”) or under asset allocation programs used in conjunction with the contracts and plans of other eligible purchasers of the funds.

•	Funds available under the contract: We seek to provide a broad array of underlying funds taking into account the fees and charges imposed by each fund and the contract charges we impose. We select the underlying funds in which the subaccounts initially invest and when there is substitution (see “Substitution of Investments”). We also make all decisions regarding which funds to retain in a contract, which funds to add to a contract and which funds will no longer be offered in a contract. In making these decisions, we may consider various objective and subjective factors. Objective factors include, but are not limited to fund performance, fund expenses, classes of fund shares available, size of the fund and investment objectives and investing style of the fund. Subjective factors include, but are not limited to, investment sub-styles and process, management skill and history at other funds and portfolio concentration and sector weightings. We also consider the levels and types of revenue a fund, its distributor, investment adviser, subadviser, transfer agent or their affiliates pay us and our affiliates. This revenue includes, but is not limited to compensation for administrative services provided with respect to the fund and support of marketing and distribution expenses incurred with respect to the fund.

•	Revenue we receive from the funds may create potential conflicts of interest: We or our affiliates receive from each of the funds, or the funds’ affiliates, varying levels and types of revenue including but not limited to expense payments and non-cash compensation. The amount of this revenue and how it is computed varies by fund, may be significant and may create potential conflicts of interest. The greatest amount and percentage of revenue we and our affiliates receive comes from assets allocated to subaccounts investing in the funds that are managed by our affiliates Columbia Management Investment Advisers, LLC (Columbia Management Investment Advisers) or Columbia Wanger Asset Management, LLC (Columbia Wanger Asset Management) (affiliated funds). Employee compensation and operating goals at all levels are tied to the success of Ameriprise Financial, Inc. and its affiliates, including us. Certain employees may receive higher compensation and other benefits based, in part, on contract values that are invested in the affiliated funds. We or our affiliates receive revenue which ranges up to 0.69% of the average daily net assets invested in the underlying funds through this and other contracts we and our affiliate issue. We or our affiliates may also receive revenue which ranges up to 0.04% of aggregate, net or anticipated sales of underlying funds through this and other contracts we and our affiliate issue. Please see the SAI for a table that ranks the underlying funds according to total dollar amounts they and their affiliates paid us or our affiliates in the prior calendar year.

Expense payments, non-cash compensation and other forms of revenue may influence recommendations your investment professional makes regarding whether you should invest in one of these contracts and whether you should allocate purchase payments or contract value to a subaccount that invests in a particular fund (see “About the Service Providers”).

The revenue we or our affiliates receive from a fund or its affiliates is in addition to revenue we receive from the charges you pay when buying, owning and surrendering from the contract (see “Expense Summary”). However, the revenue we or our affiliates receive from a fund or its affiliates may come, at least in part, from the fund’s fees and expenses you pay indirectly when you allocate contract value to the subaccount that invests in that fund.

•	Why revenues are paid to us: In accordance with applicable laws, regulations and the terms of the agreements under which such revenue is paid, we or our affiliates may receive these revenues including, but not limited to expense payments and non-cash compensation for various purposes:

•	Compensating, training and educating investment professionals who sell the contracts.

•	Granting access to our employees whose job it is to promote sales of the contracts by authorized selling firms and their investment professionals, and granting access to investment professionals of our affiliated selling firms.

•	Activities or services we or our affiliates provide that assist in the promotion and distribution of the contracts including promoting the funds available under the contracts to prospective and existing contract owners, authorized selling firms and investment professionals.

•	Providing sub-transfer agency and shareholder servicing to contract owners.

•	Promoting, including and/or retaining the fund’s investment portfolios as underlying investment options in the contracts.

•	Advertising, printing and mailing sales literature, and printing and distributing prospectuses and reports.

•	Furnishing personal services to contract owners, including education of contract owners, answering routine inquiries regarding a fund, maintaining accounts or providing such other services eligible for service fees as defined under the rules of the Financial Industry Regulatory Authority (FINRA).

•	Subaccounting, transaction processing, recordkeeping and administration.

RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS 19

•	Sources of revenue received from affiliated funds: The affiliated funds are managed by Columbia Management Investment Advisers or Columbia Wanger Asset Management. The sources of revenue we receive from these affiliated funds, or from affiliates of these funds, may include, but are not necessarily limited to, the following:

•	Assets of the fund’s adviser and transfer agent or an affiliate. The revenue resulting from these sources may be based either on a percentage of average daily net assets of the fund or on the actual cost of certain services we provide with respect to the fund. We may receive this revenue either in the form of a cash payment or it may be allocated to us.

•	Compensation paid out of 12b-1 fees that are deducted from fund assets and disclosed in the “12b-1 fees” column of the “Annual Operating Expenses of the Funds” table.

•	Sources of revenue received from unaffiliated funds: The unaffiliated funds are not managed by an affiliate of ours. The sources of revenue we receive from these unaffiliated funds, or the funds’ affiliates, may include, but are not necessarily limited to, the following:

•	Assets of the fund’s adviser, subadviser, transfer agent or an affiliate of these and assets of the fund’s distributor or an affiliate. The revenue resulting from these sources usually is based on a percentage of average daily net assets of the fund but there may be other types of payment arrangements.

•	Compensation paid out of 12b-1 fees that are deducted from fund assets and disclosed in the “12b-1 fees” column of the “Annual Operating Expenses of the Funds” table.

 20  RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS

Unless the PN program is in effect, you may allocate payments and transfers to any or all of the subaccounts of the variable account that invest in shares of the following funds:

	Available under	Available under
	contracts with	contracts with
	applications	applications
	signed on or after	signed prior to
Investing In	May 1, 2007	May 1, 2007	Investment Objective and Policies	Investment Adviser
AllianceBernstein VPS Balanced Wealth Strategy Portfolio (Class B)	N	Y	Seeks to maximize total return consistent with AllianceBernstein’s determination of reasonable risk.	AllianceBernstein L.P.

AllianceBernstein VPS Global Thematic Growth Portfolio (Class B)	Y	Y	Seeks long-term growth of capital.	AllianceBernstein L.P.

AllianceBernstein VPS Growth and Income Portfolio (Class B)	Y	Y	Seeks long-term growth of capital.	AllianceBernstein L.P.

AllianceBernstein VPS International Value Portfolio (Class B)	Y	Y	Seeks long-term growth of capital.	AllianceBernstein L.P.

American Century VP Inflation Protection, Class II	N	Y	Seeks long-term total return using a strategy that seeks to protect against U.S. inflation.	American Century Investment Management, Inc.

American Century VP International, Class II	N	Y	Seeks capital growth.	American Century Investment Management, Inc.

American Century VP Mid Cap Value, Class II	Y	Y	Seeks long-term capital growth. Income is a secondary objective.	American Century Investment Management, Inc.

American Century VP Ultra®, Class II	Y	Y	Seeks long-term capital growth.	American Century Investment Management, Inc.

American Century VP Value, Class II	Y	Y	Seeks long-term capital growth. Income is a secondary objective.	American Century Investment Management, Inc.

ClearBridge Variable Small Cap Growth Portfolio – Class I (previously Legg Mason ClearBridge – Variable Small Cap Growth Portfolio – Class I)	Y	Y	Seeks long-term growth of capital.	Legg Mason Partners Fund Advisor, LLC, adviser; Western Asset Management Company & Western Asset Management Company Limited, subadviser.

Columbia Variable Portfolio – Cash Management Fund (Class 3)	Y	Y	Seeks maximum current income consistent with liquidity and stability of principal.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Diversified Bond Fund (Class 3)	Y	Y	Seeks high level of current income while attempting to conserve the value of the investment for the longest period of time.	Columbia Management Investment Advisers, LLC

RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS 21

	Available under	Available under
	contracts with	contracts with
	applications	applications
	signed on or after	signed prior to
Investing In	May 1, 2007	May 1, 2007	Investment Objective and Policies	Investment Adviser
Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3) (previously Columbia Variable Portfolio – Diversified Equity Income Fund (Class 3))	Y	Y	Seeks high level of current income and, as a secondary goal, steady growth of capital.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Emerging Markets Fund (Class 3) (previously Columbia Variable Portfolio – Emerging Markets Opportunity Fund (Class 3))	Y	Y	Seeks long-term capital growth.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – High Yield Bond Fund (Class 3)	Y	Y	Seeks high current income, with capital growth as a secondary objective.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Income Opportunities Fund (Class 2)	Y	Y	Seeks high total return through current income and capital appreciation.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Income Opportunities Fund (Class 3)	Y	Y	Seeks high total return through current income and capital appreciation.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – International Opportunity Fund (Class 3)	Y	Y	Seeks capital appreciation.	Columbia Management Investment Advisers, LLC, adviser; Threadneedle International Limited, an indirect wholly-owned subsidiary of Ameriprise Financial, sub-adviser.

Columbia Variable Portfolio – Large Cap Growth Fund (Class 3)	Y	Y	Seeks long-term capital growth.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3) (previously Columbia Variable Portfolio – Dynamic Equity Fund (Class 3))	Y	Y	Seeks capital appreciation.	Columbia Management Investment Advisers, LLC

 22  RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS

	Available under	Available under
	contracts with	contracts with
	applications	applications
	signed on or after	signed prior to
Investing In	May 1, 2007	May 1, 2007	Investment Objective and Policies	Investment Adviser
Columbia Variable Portfolio – Marsico Growth Fund (Class 1)	Y	Y	Seeks long-term growth of capital.	Columbia Management Investment Advisers, LLC, adviser; Marsico Capital Management, LLC, subadviser.

Columbia Variable Portfolio – Marsico International Opportunities Fund (Class 2)	Y	Y	Seeks long-term growth of capital.	Columbia Management Investment Advisers, LLC, adviser; Marsico Capital Management, LLC, subadviser.

Columbia Variable Portfolio – Mid Cap Growth Opportunity Fund (Class 3)	N	Y	Seeks growth of capital.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Mid Cap Value Opportunity Fund (Class 3)	Y	Y	Seeks long-term growth of capital.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – S&P 500 Index Fund (Class 3)	Y	Y	Seeks long-term capital appreciation.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Select Large-Cap Value Fund (Class 3)	N	Y	Seeks long-term growth of capital.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Small Cap Value Fund (Class 2)	Y	Y	Seeks long-term capital appreciation.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 3) (previously Columbia Variable Portfolio – Short Duration U.S. Government Fund (Class 3))	Y	Y	Seeks high level of current income and safety of principal consistent with investment in U.S. government and government agency securities.	Columbia Management Investment Advisers, LLC

Credit Suisse Trust – Commodity Return Strategy Portfolio	Y	Y	The fund is designed to achieve positive total return relative to the performance of the Dow Jones-UBS Commodity Index Total Return (“DJ-UBS”).	Credit Suisse Asset Management, LLC

Dreyfus Investment Portfolios MidCap Stock Portfolio, Service Shares	N	Y	Seeks investment results that are greater than the total return performance of publicly traded common stocks of medium-size domestic companies in the aggregate, as represented by the Standard & Poor’s MidCap 400 Index.	The Dreyfus Corporation

RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS 23

	Available under	Available under
	contracts with	contracts with
	applications	applications
	signed on or after	signed prior to
Investing In	May 1, 2007	May 1, 2007	Investment Objective and Policies	Investment Adviser
Dreyfus Investment Portfolios Technology Growth Portfolio, Service Shares	N	Y	Seeks capital appreciation.	The Dreyfus Corporation

Dreyfus Variable Investment Fund Appreciation Portfolio, Service Shares	N	Y	Seeks long-term capital growth consistent with the preservation of capital.	The Dreyfus Corporation, adviser; Fayez Sarofim & Co., sub-adviser.

Dreyfus Variable Investment Fund International Equity Portfolio, Service Shares	Y	Y	Seeks capital growth.	The Dreyfus Corporation, adviser; Newton Capital Management Limited, sub-adviser

Dreyfus Variable Investment Fund International Value Portfolio, Service Shares	Y	Y	Seeks long-term capital growth.	The Dreyfus Corporation

Eaton Vance VT Floating-Rate Income Fund	Y	Y	Seeks high level of current income.	Eaton Vance Management

Fidelity® VIP Contrafund® Portfolio Service Class 2	Y	Y	Seeks long-term capital appreciation. Normally invests primarily in common stocks. Invests in securities of companies whose value it believes is not fully recognized by the public. Invests in either “growth” stocks or “value” stocks or both. The fund invests in domestic and foreign issuers.	Fidelity Management & Research Company (FMR) is the fund’s manager. FMR Co., Inc. (FMRC) and other investment advisers serve as sub-advisers for the fund.

Fidelity® VIP Growth Portfolio Service Class 2	N	Y	Seeks to achieve capital appreciation. Normally invests primarily in common stocks. Invests in companies that it believes have above-average growth potential (stocks of these companies are often called “growth” stocks). The Fund invests in domestic and foreign issuers.	FMR and FMRC

Fidelity® VIP Investment Grade Bond Portfolio Service Class 2	Y	Y	Seeks as high level of current income as is consistent with the preservation of capital. Normally invests at least 80% of assets in investment-grade debt securities (those of medium and high quality) of all types and repurchase agreements for those securities.	FMR and FIMM

 24  RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS

	Available under	Available under
	contracts with	contracts with
	applications	applications
	signed on or after	signed prior to
Investing In	May 1, 2007	May 1, 2007	Investment Objective and Policies	Investment Adviser
Fidelity® VIP Mid Cap Portfolio Service Class 2	Y	Y	Seeks long-term growth of capital. Normally invests primarily in common stocks. Normally invests at least 80% of assets in securities of companies with medium market capitalizations. May invest in companies with smaller or larger market capitalizations. Invests in domestic and foreign issuers. The Fund invests in either “growth” or “value” common stocks or both.	FMR and FMRC

Fidelity® VIP Overseas Portfolio Service Class 2	Y	Y	Seeks long-term growth of capital. Normally invests primarily in common stocks allocating investments across different countries and regions. Normally invests at least 80% of assets in non-U.S. securities.	FMR and FMRC

FTVIPT Franklin Income Securities Fund – Class 2	Y	Y	Seeks to maximize income while maintaining prospects for capital appreciation. Under normal market conditions, the fund invests in both equity and debt securities.	Franklin Advisers, Inc. adviser; Templeton Investment Counsel, LLC, subadviser.

FTVIPT Franklin Rising Dividends Securities Fund – Class 2	N	Y	Seeks long-term capital appreciation, with preservation of capital as an important consideration. Under normal market conditions, the fund invests at least 80% of its net assets in equity securities of companies that have paid rising dividends.	Franklin Advisory Services, LLC

FTVIPT Franklin Small-Mid Cap Growth Securities Fund – Class 2	N	Y	Seeks long-term capital growth. Under normal market conditions, the fund invests at least 80% of its net assets in investments of small capitalization and mid capitalization companies.	Franklin Advisers, Inc.

RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS 25

	Available under	Available under
	contracts with	contracts with
	applications	applications
	signed on or after	signed prior to
Investing In	May 1, 2007	May 1, 2007	Investment Objective and Policies	Investment Adviser
FTVIPT Mutual Shares Securities Fund – Class 2	N	Y	Seeks capital appreciation, with income as a secondary goal. Under normal market conditions, the fund invests primarily in U.S. and foreign equity securities that the investment manager believes are undervalued.	Franklin Mutual Advisers, LLC

FTVIPT Templeton Global Bond Securities Fund – Class 2	Y	Y	Seeks high current income, consistent with preservation of capital, with capital appreciation as a secondary consideration. Under normal market conditions, the fund invests at least 80% of its net assets in bonds, which include debt securities of any maturity, such as bonds, notes, bills and debentures.	Franklin Advisers, Inc.

FTVIPT Templeton Growth Securities Fund – Class 2	Y	Y	Seeks long-term capital growth. Under normal market conditions, the fund invests predominantly in equity securities of companies located anywhere in the world, including those in the U.S. and emerging markets.	Templeton Global Advisors Limited

Goldman Sachs VIT Mid Cap Value Fund – Institutional Shares	Y	Y	Seeks long-term capital appreciation.	Goldman Sachs Asset Management, L.P.

Goldman Sachs VIT Structured U.S. Equity Fund – Institutional Shares	Y	Y	Seeks long-term growth of capital.	Goldman Sachs Asset Management, L.P.

Invesco V.I. American Franchise Fund, Series II Shares (previously Invesco Van Kampen V.I. – American Franchise Fund, Series II Shares)	Y	Y	Seeks capital growth.	Invesco Advisers, Inc.

Invesco V.I. Comstock Fund, Series II Shares (previously Invesco Van Kampen V.I. – Comstock Fund, Series II Shares)	Y	Y	Seeks capital growth and income through investments in equity securities, including common stocks, preferred stocks and securities convertible into common and preferred stocks.	Invesco Advisers, Inc.

 26  RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS

	Available under	Available under
	contracts with	contracts with
	applications	applications
	signed on or after	signed prior to
Investing In	May 1, 2007	May 1, 2007	Investment Objective and Policies	Investment Adviser
Invesco V.I. Global Health Care Fund, Series II Shares	Y	Y	Seeks long-term growth of capital.	Invesco Advisers, Inc.

Invesco V.I. International Growth Fund, Series II Shares	Y	Y	Seeks long-term growth of capital.	Invesco Advisers, Inc.

Invesco V.I. Mid Cap Core Equity Fund, Series II Shares	N	Y	Seeks long-term growth of capital.	Invesco Advisers, Inc.

Invesco V.I. Mid Cap Growth Fund, Series II Shares (previously Invesco Van Kampen V.I. – Mid Cap Growth Fund, Series II Shares)	Y	Y	Seeks capital growth.	Invesco Advisers, Inc.

Invesco V.I. Value Opportunities Fund, Series II Shares (previously Invesco Van Kampen V.I. – Value Opportunities Fund, Series II Shares)	N	Y	Seeks long-term growth of capital.	Invesco Advisers, Inc.

Janus Aspen Series Janus Portfolio: Service Shares	Y	Y	Seeks long-term growth of capital.	Janus Capital Management LLC

MFS® Investors Growth Stock Series – Service Class	N	Y	Seeks capital appreciation.	MFS® Investment Management

MFS® New Discovery Series – Service Class	N	Y	Seeks capital appreciation.	MFS® Investment Management

MFS® Total Return Series – Service Class	Y	Y	Seeks total return.	MFS® Investment Management

MFS® Utilities Series – Service Class	Y	Y	Seeks total return.	MFS® Investment Management

Morgan Stanley UIF Global Real Estate Portfolio, Class II Shares	Y	Y	Seeks to provide current income and capital appreciation.	Morgan Stanley Investment Management Inc., adviser; Morgan Stanley Investment Management Limited and Morgan Stanley Investment Management Company, subadvisers.

Morgan Stanley UIF Mid Cap Growth Portfolio, Class II Shares	Y	Y	Seeks long-term capital growth by investing primarily in common stocks and other equity securities.	Morgan Stanley Investment Management Inc.

RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS 27

	Available under	Available under
	contracts with	contracts with
	applications	applications
	signed on or after	signed prior to
Investing In	May 1, 2007	May 1, 2007	Investment Objective and Policies	Investment Adviser
Morgan Stanley UIF U.S. Real Estate Portfolio, Class II Shares	N	Y	Seeks to provide above average current income and long-term capital appreciation by investing primarily in equity securities of companies in the U.S. real estate industry, including real estate investment trusts.	Morgan Stanley Investment Management Inc.

Oppenheimer Capital Appreciation Fund/VA, Service Shares	Y	Y	Seeks capital appreciation by investing in securities of well-known, established companies.	OFI Global Asset Management, Inc., adviser; OppenheimerFunds, Inc., sub-adviser.

Oppenheimer Global Fund/VA, Service Shares (previously Oppenheimer Global Securities Fund/VA, Service Shares)	Y	Y	Seeks long-term capital appreciation by investing a substantial portion of its assets in securities of foreign issuers, “growth-type” companies, cyclical industries and special situations that are considered to have appreciation possibilities.	OFI Global Asset Management, Inc., adviser; OppenheimerFunds, Inc., sub-adviser.

Oppenheimer Global Strategic Income Fund/VA, Service Shares	Y	Y	Seeks a high level of current income principally derived from interest on debt securities.	OFI Global Asset Management, Inc., adviser; OppenheimerFunds, Inc., sub-adviser.

Oppenheimer Main Street Small Cap Fund®/VA, Service Shares (previously Oppenheimer Main Street Small- & Mid-Cap Fund®/VA, Service Shares)	Y	Y	Seeks capital appreciation.	OFI Global Asset Management, Inc., adviser; OppenheimerFunds, Inc., sub-adviser.

PIMCO VIT All Asset Portfolio, Advisor Class	Y	Y	Seeks maximum real return consistent with preservation of real capital and prudent investment management.	Pacific Investment Management Company LLC (PIMCO)

Putnam VT Global Health Care Fund – Class IB Shares	N	Y	Seeks capital appreciation.	Putnam Investment Management, LLC, adviser; Putnam Advisory Company, LLC, sub-adviser; and Putnam Investments Limited

Putnam VT International Equity Fund – Class IB Shares	N	Y	Seeks capital appreciation.	Putnam Investment Management, LLC, adviser; Putnam Advisory Company, LLC, sub-adviser; and Putnam Investments Limited

 28  RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS

	Available under	Available under
	contracts with	contracts with
	applications	applications
	signed on or after	signed prior to
Investing In	May 1, 2007	May 1, 2007	Investment Objective and Policies	Investment Adviser
Putnam VT Multi-Cap Growth Fund – Class IB Shares	N	Y	Seeks long-term capital appreciation.	Putnam Investment Management, LLC

Putnam VT Small Cap Value Fund – Class IB Shares	N	Y	Seeks capital appreciation.	Putnam Investment Management, LLC

Variable Portfolio – Aggressive Portfolio (Class 2)	Y	N	Seeks high level of total return that is consistent with an aggressive level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in underlying funds that invest in equity securities and also invests a small amount in underlying funds that invest in fixed income securities.	Columbia Management Investment Advisers, LLC

Variable Portfolio – Aggressive Portfolio (Class 4)	Y	N	Seeks high level of total return that is consistent with an aggressive level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in underlying funds that invest in equity securities and also invests a small amount in underlying funds that invest in fixed income securities.	Columbia Management Investment Advisers, LLC

Variable Portfolio – BlackRock Global Inflation-Protected Securities Fund (Class 3) (previously Columbia Variable Portfolio – Global Inflation Protected Securities Fund (Class 3))	Y	Y	Non-diversified fund that seeks total return that exceeds the rate of inflation over the long term.	Columbia Management Investment Advisers, LLC, adviser; BlackRock Financial Management, Inc., subadviser.

RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS 29

	Available under	Available under
	contracts with	contracts with
	applications	applications
	signed on or after	signed prior to
Investing In	May 1, 2007	May 1, 2007	Investment Objective and Policies	Investment Adviser
Variable Portfolio – Conservative Portfolio (Class 2)	Y	N	Seeks high level of total return that is consistent with a conservative level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in underlying funds that invest in fixed income securities.	Columbia Management Investment Advisers, LLC

Variable Portfolio – Conservative Portfolio (Class 4)	Y	N	Seeks high level of total return that is consistent with a conservative level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in underlying funds that invest in fixed income securities.	Columbia Management Investment Advisers, LLC

Variable Portfolio – Moderate Portfolio (Class 2)	Y	N	Seeks high level of total return that is consistent with a moderate level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in a balance of underlying funds that invest in fixed income securities and underlying funds that invest in equity securities.	Columbia Management Investment Advisers, LLC

Variable Portfolio – Moderate Portfolio (Class 4)	Y	N	Seeks high level of total return that is consistent with a moderate level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in a balance of underlying funds that invest in fixed income securities and underlying funds that invest in equity securities.	Columbia Management Investment Advisers, LLC

 30  RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS

	Available under	Available under
	contracts with	contracts with
	applications	applications
	signed on or after	signed prior to
Investing In	May 1, 2007	May 1, 2007	Investment Objective and Policies	Investment Adviser
Variable Portfolio – Moderately Aggressive Portfolio (Class 2)	Y	N	Seeks high level of total return that is consistent with a moderately aggressive level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in underlying funds that invest in equity securities and also invests a moderate amount in underlying funds that invest in fixed income securities.	Columbia Management Investment Advisers, LLC

Variable Portfolio – Moderately Aggressive Portfolio (Class 4)	Y	N	Seeks high level of total return that is consistent with a moderately aggressive level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in underlying funds that invest in equity securities and also invests a moderate amount in underlying funds that invest in fixed income securities.	Columbia Management Investment Advisers, LLC

Variable Portfolio – Moderately Conservative Portfolio (Class 2)	Y	N	Seeks high level of total return that is consistent with a moderately conservative level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in underlying funds that invest in fixed income securities and also invests a moderate amount in underlying funds that invest in equity securities.	Columbia Management Investment Advisers, LLC

RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS 31

	Available under	Available under
	contracts with	contracts with
	applications	applications
	signed on or after	signed prior to
Investing In	May 1, 2007	May 1, 2007	Investment Objective and Policies	Investment Adviser
Variable Portfolio – Moderately Conservative Portfolio (Class 4)	Y	N	Seeks high level of total return that is consistent with a moderately conservative level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in underlying funds that invest in fixed income securities and also invests a moderate amount in underlying funds that invest in equity securities.	Columbia Management Investment Advisers, LLC

Variable Portfolio – Partners Small Cap Value Fund (Class 3)	Y	Y	Seeks long-term capital appreciation.	Columbia Management Investment Advisers, LLC, adviser; Barrow, Hanley, Mewhinney & Strauss, Inc., Denver Investment Advisors LLC, Donald Smith & Co., Inc., River Road Asset Management, LLC and Turner Investment Partners, Inc., subadvisers.

Variable Portfolio – Sit Dividend Growth Fund (Class 3) (previously Variable Portfolio – Davis New York Venture Fund (Class 3))	Y	Y	Seeks long-term capital growth.	Columbia Management Investment Advisers, LLC, adviser; Sit Investment Associates, Inc., subadviser.

Variable Portfolio – Victory Established Value Fund (Class 3) (previously Variable Portfolio – Goldman Sachs Mid Cap Value Fund (Class 3))	Y	Y	Seeks long-term growth of capital.	Columbia Management Investment Advisers, LLC, adviser; Victory Capital Management, Inc., subadviser.

Wanger International	Y	Y	Seeks long-term capital appreciation.	Columbia Wanger Asset Management, LLC

Wanger USA	Y	Y	Seeks long-term capital appreciation.	Columbia Wanger Asset Management, LLC

 32  RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS

The Guarantee Period Accounts (GPAs)

The GPAs may not be available for contracts in some states.

Currently, unless the PN program is in effect, you may allocate purchase payments and purchase payment credits to one or more of the GPAs with guarantee periods declared by us. These periods of time vary by state. The required minimum investment in each GPA is $1,000. (Exception: if a PN program model portfolio includes one or more GPAs, the required minimum investment does not apply.) These accounts are not offered after the annuitization start date.

Each GPA pays an interest rate that is declared when you make an allocation to that account. That interest rate is then fixed for the guarantee period that you chose. We will periodically change the declared interest rate for any future allocations to these accounts, but we will not change the rate paid on contract value currently in a GPA.

The interest rates that we will declare as guaranteed rates in the future are determined by us at our discretion (future rates). We will determine future rates based on various factors including, but not limited to, the interest rate environment, returns we earn on investments in the nonunitized separate account we have established for the GPAs, the rates currently in effect for new and existing RiverSource Life annuities, product design, competition and RiverSource Life’s revenues and other expenses. We cannot predict nor can we guarantee what future rates will be.

We hold amounts you allocate to the GPAs in a “nonunitized” separate account. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the GPAs. State insurance law prohibits us from charging this separate account with liabilities of any other separate account or of our general business. We own the assets of this separate account as well as any favorable investment performance of those assets. You do not participate in the performance of the assets held in this separate account. We guarantee all benefits relating to your value in the GPAs. This guarantee is based on the continued claims-paying ability of the company’s general account. You should be aware that our general account is exposed to the risks normally associated with a portfolio of fixed-income securities, including interest rate, option, liquidity and credit risk. You should also be aware that we issue other types of insurance and financial products as well, and we also pay our obligations under these products from assets in our general account. Our general account is not segregated or insulated from the claims of our creditors. The financial statements contained in the SAI include a further discussion of the risks inherent within the investments of the general account.

We intend to construct and manage the investment portfolio relating to the separate account in such a way as to minimize the impact of fluctuations by interest rates. We seek to achieve this by constructing a portfolio of assets with a price sensitivity to interest rate changes (i.e., price duration) that is similar to the price duration of the corresponding portfolio of liabilities.

We must invest this portfolio of assets in accordance with requirements established by applicable state laws regarding the nature and quality of investments that life insurance companies may make and the percentage of their assets that they may commit to any particular type of investment. Our investment strategy will incorporate the use of a variety of debt instruments having price durations tending to match the applicable guarantee periods. These instruments include, but are not necessarily limited to, the following:

•	Securities issued by the U.S. government or its agencies or instrumentalities, which issues may or may not be guaranteed by the U.S. government;

•	Debt securities that have an investment grade, at the time of purchase, within the four highest grades assigned by any of three nationally recognized rating agencies — Standard & Poor’s, Moody’s Investors Service or Fitch — or are rated in the two highest grades by the National Association of Insurance Commissioners;

•	Other debt instruments which are unrated or rated below investment grade, limited to 10% of assets at the time of purchase; and

•	Real estate mortgages, limited to 45% of portfolio assets at the time of acquisition.

In addition, options and futures contracts on fixed income securities will be used from time to time to achieve and maintain appropriate investment and liquidity characteristics on the overall asset portfolio.

While this information generally describes our investment strategy, we are not obligated to follow any particular strategy except as may be required by federal law and Indiana and other state insurance laws.

MARKET VALUE ADJUSTMENT (MVA)
We will not apply an MVA to contract value you transfer or surrender out of the GPAs within 30 days before the end of the guarantee period. During this 30 day window, you may choose to start a new guarantee period of the same length, transfer the contract value from the specified GPA to a GPA of another length, transfer the contract value from the specified GPA to any of the subaccounts, the regular fixed account (Current Contract) or the one-year fixed account (Original Contract), or surrender the value from the specified GPA (all subject to applicable surrender and transfer provisions). If we do not receive any

RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS 33

instructions by the end of your guarantee period, our current practice is to automatically transfer the contract value from the specified GPA into the shortest GPA term offered in your state. If no GPAs are offered, we will transfer the value to the regular fixed account (Current Contract) or the one-year fixed account (Original Contract), if available. If the regular fixed account (Current Contract) or the one-year fixed account (Original Contract) is not available, we will transfer the value to the money market or cash management variable subaccount we designate.

We guarantee the contract value allocated to the GPAs, including the interest credited, if you do not make any transfers or surrenders from the GPAs prior to 30 days before the end of the guarantee period (30-day rule). At all other times, and unless one of the exceptions to the 30-day rule described below applies, we will apply an MVA if you surrender or transfer contract value from a GPA including surrenders under the SecureSource series of riders, the Guarantor Withdrawal Benefit for Life rider or the Guarantor Withdrawal Benefit, or you elect an annuity payout plan while you have contract value invested in a GPA. We will refer to these transactions as “early surrenders.” The application of an MVA may result in either a gain or loss of principal.

For the Current Contract, the 30-day rule does not apply and no MVA will apply to:

•	amounts surrendered under contract provisions that waive surrender charges for Hospital or Nursing Home Confinement and Terminal Illness Disability Diagnosis;

•	amounts transferred automatically under the PN program; and

•	amounts deducted for fees and charges.

Amounts we pay as death claims will not be reduced by any MVA.

For the Original Contract, the 30-day rule does not apply and no MVA will apply to:

•	transfers from a one-year GPA occurring under an automated dollar-cost averaging program or interest sweep strategy;

•	automatic rebalancing under any PN program model portfolio we offer which contains one or more GPAs. However, an MVA may apply if you transfer to a new PN program investment option;

•	amounts applied to an annuity payout plan while a PN program model portfolio containing one or more GPAs is in effect;

•	amounts deducted for fees and charges; or

•	amounts we pay as death claims.

When you request an early surrender, we adjust the early surrender amount by an MVA formula. The early surrender amount reflects the relationship between the guaranteed interest rate you are earning in your current GPA and the interest rate we are crediting on new GPAs that end at the same time as your current GPA.

The MVA is sensitive to changes in current interest rates. The magnitude of any applicable MVA will depend on our current schedule of guaranteed interest rates at the time of the early surrender, the time remaining in your guarantee period and your guaranteed interest rate. The MVA is negative, zero or positive depending on how the guaranteed interest rate on your GPA compares to the interest rate of a new GPA for the same number of years as the guarantee period remaining on your GPA. This is summarized in the following table:

If your GPA rate is:	The MVA is:

Less than the new GPA rate + 0.10%	Negative

Equal to the new GPA rate + 0.10%	Zero

Greater than the new GPA rate + 0.10%	Positive

For examples, see Appendix A.

The Fixed Account (Applies to contract applications signed on or after May 1, 2006 and if available in your state)

Amounts allocated to the fixed account become part of our general account. For the Current Contract, the fixed account includes the regular fixed account and the Special DCA fixed account. For the Original Contract, the fixed account includes the one-year fixed account and the DCA fixed account. We credit interest on amounts you allocate to the fixed account at rates we determine from time to time in our discretion. These rates will be based on various factors including, but not limited to, the interest rate environment, returns we earn on our general account investments, the rates currently in effect for new and existing RiverSource Life annuities, product design, competition, and RiverSource Life’s revenues and expenses. The guaranteed minimum interest rate on amounts invested in the fixed account may vary by state but will not be lower than state law allows. We back the principal and interest guarantees relating to the fixed account. These guarantees are based on the continued claims-paying ability of RiverSource Life. You should be aware that our general account is exposed to the risks normally associated with a portfolio of fixed-income securities, including interest rate, option, liquidity and credit risk. You

 34  RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS

should also be aware that we issue other types of insurance and financial products as well, and we also pay our obligations under these products from assets in our general account. Our general account is not segregated or insulated from the claims of our creditors. The financial statements contained in the SAI include a further discussion of the risks inherent within the investments of the general account.

The fixed account is not required to be registered with the SEC. The SEC staff does not review the disclosures in this prospectus on the fixed account, however, disclosures regarding the fixed account may be subject to certain generally applicable provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

Current Contract:
(applications signed on or after Nov. 30, 2009, subject to state availability)

THE REGULAR FIXED ACCOUNT
Unless the PN program we offer is in effect, you may allocate purchase payments or transfer contract value to the regular fixed account. The value of the regular fixed account increases as we credit interest to the regular fixed account. We credit and compound interest daily based on a 365-day year (366 in a leap year) so as to produce the annual effective rate which we declare. The interest rate we apply to each purchase payment or transfer to the regular fixed account is guaranteed for one year. Thereafter, we will change the rates from time to time at our discretion, but your interest rate for each purchase payment or transfer will never change more frequently than annually. There are restrictions on transfers from this account and may be restrictions on the amount you can allocate to this account (see “Making the Most of Your Contract — Transfer policies”).

THE SPECIAL DCA FIXED ACCOUNT
You may allocate purchase payments to the Special DCA fixed account. You may not transfer contract value to the Special DCA fixed account.

You may allocate your entire initial purchase payment to the Special DCA fixed account for a term of six or twelve months. We reserve the right to offer shorter or longer terms for the Special DCA fixed account.

In accordance with your investment instructions, we transfer a pro rata amount from the Special DCA fixed account to the subaccounts or PN program investment option you select monthly so that, at the end of the Special DCA fixed account term, the balance of the Special DCA fixed account is zero. The first Special DCA monthly transfer occurs one day after we receive your payment. You may not use the regular fixed account or any GPA as a destination for the Special DCA monthly transfer. (Exception: if a PN program is in effect, and the PN program investment option you selected, if applicable, includes the regular fixed account or any GPA, amounts will be transferred from the Special DCA fixed account to the regular fixed account or GPA according to the allocation percentage established for the PN program investment option you have selected.)

The value of the Special DCA fixed account increases when we credit interest to the Special DCA fixed account, and decreases when we make monthly transfers from the Special DCA fixed account. When you allocate a purchase payment to the Special DCA fixed account, the interest rates applicable to that purchase payment will be the rates in effect for the Special DCA fixed account term you choose on the date we receive your purchase payment. The applicable interest rate is guaranteed for the length of the term for the Special DCA fixed account term you choose. We credit and compound interest daily based on a 365-day year (366 in a leap year) so as to produce the annual effective rate which we declare. We credit interest only on the declining balance of the Special DCA fixed account; we do not credit interest on amounts that have been transferred from the Special DCA fixed account. As a result, the net effective interest rates we credit will be less than the declared annual effective rates. Generally, we will credit the Special DCA fixed account with interest at the same annual effective rate we apply to the regular fixed account on the date we receive your purchase payment, regardless of the length of the term you select. From time to time, we may credit interest to the Special DCA fixed account at promotional rates that are higher than those we credit to the regular fixed account. We reserve the right to declare different annual effective rates:

•	for the Special DCA fixed account and the regular fixed account; and

•	for the Special DCA fixed accounts with terms of differing length.

Alternatively, you may allocate your initial purchase payment to any combination of the following which equals one hundred percent of the amount you invest:

•	the Special DCA fixed account for a six month term;

•	the Special DCA fixed account for a twelve month term;

•	the PN program investment option in effect;

•	if no PN program investment option is in effect, to the regular fixed account, the GPAs and/or the subaccounts, subject to investment minimums and other restrictions we may impose on investments in the regular account and the GPAs.

RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS 35

Once you establish a Special DCA fixed account, you cannot allocate additional purchase payments to it. However, you may establish another Special DCA fixed account and allocate new purchase payments to it.

If you participate in a PN program, and you change to a different PN program investment option while a Special DCA fixed account term is in progress, we will allocate transfers from the Special DCA fixed account to your newly-elected PN program investment option.

If your contract permits, and you discontinue your participation in a PN program while a Special DCA fixed account term is in progress, we will allocate transfers from your Special DCA fixed account for the remainder of the term to the subaccounts in accordance with your current Special DCA fixed account allocation instructions. If your current Special DCA fixed account allocation instructions include a fund to which allocations are restricted and you do not provide new instructions, we will transfer prorated amounts to the valid portion of your allocation instruction.

You may discontinue any Special DCA fixed account before the end of its term by giving us notice. If you do so, we will transfer the remaining balance of the Special DCA fixed account to the PN program investment option in effect, or if no PN program investment option is in effect, in accordance with your investment instructions to us to the regular fixed account, the GPAs and/or the subaccounts, subject to investment minimums and other restrictions we may impose on investments in the regular fixed account and the GPAs, including but not limited to, any limitations described in this prospectus on transfers (see “Transfer policies”).

Dollar-cost averaging from the Special DCA fixed account does not guarantee that any subaccount will gain in value nor will it protect against a decline in value if market prices fall. For a discussion of how dollar-cost averaging works, see “Making the Most of your Contract — Automated Dollar-Cost Averaging.”

Original Contract:
(applications signed prior to Nov. 30, 2009 or in states where the Current Contract is not available)

ONE-YEAR FIXED ACCOUNT
Unless the PN program we offer is in effect, you may allocate purchase payments or transfer contract value to the one-year fixed account if part of your contract. The value of the one-year fixed account increases as we credit interest to the one-year fixed account. We credit and compound interest daily based on a 365-day year (366 in a leap year) so as to produce the annual effective rate which we declare. We credit the one-year fixed account with the current guaranteed annual rate that is in effect on the date we receive your purchase payment or you transfer contract value to the one-year fixed account. The interest rate we apply to each purchase payment or transfer to the one-year fixed account is guaranteed for one year. There are restrictions on the amount you can allocate to the one-year fixed account as well as on transfers from this account (see “Making the Most of Your Contract — Transfer policies”).

DCA FIXED ACCOUNT
You may allocate purchase payments to the DCA fixed account. You may not transfer contract value to the DCA fixed account.

You may allocate your entire initial purchase payment to the DCA fixed account for a term of six or twelve months. We reserve the right to offer shorter or longer terms for the DCA fixed account.

In accordance with your investment instructions, we transfer a pro rata amount from the DCA fixed account to your investment allocations monthly so that, at the end of the DCA fixed account term, the balance of the DCA fixed account is zero. The first DCA monthly transfer occurs one day after we receive your payment.

The value of the DCA fixed account increases when we credit interest to the DCA fixed account, and decreases when we make monthly transfers from the DCA fixed account. When you allocate a purchase payment to the DCA fixed account, the interest rates applicable to that purchase payment will be the rates in effect for the DCA fixed account term you choose on the date we receive your purchase payment. The applicable interest rate is guaranteed for the length of the term for the DCA fixed account term you choose. We credit and compound interest daily based on a 365-day year (366 in a leap year) so as to produce the annual effective rate which we declare. We credit interest only on the declining balance of the DCA fixed account; we do not credit interest on amounts that have been transferred from the DCA fixed account. As a result, the net effective interest rates we credit will be less than the declared annual effective rates. Generally, we will credit the DCA fixed account with interest at the same annual effective rate we apply to the one-year fixed account on the date we receive your purchase payment, regardless of the length of the term you select. From time to time, we may credit interest to the DCA fixed account at promotional rates that are higher than those we credit to the one-year fixed account. We reserve the right to declare different annual effective rates:

•	for the DCA fixed account and the one-year fixed account;

•	for the DCA fixed accounts with terms of differing length;

 36  RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS

•	for amounts in the DCA fixed account that are transferred to the one-year fixed account;

•	for amounts in the DCA fixed account that are transferred to the GPAs;

•	for amounts in the DCA fixed account that are transferred to the subaccounts.

Alternatively, you may allocate your initial purchase payment to any combination of the following which equals one hundred percent of the amount you invest:

•	the DCA fixed account for a six month term;

•	the DCA fixed account for a twelve month term;

•	the PN program investment option in effect;

•	if no PN program investment option is in effect, to the one-year fixed account, the GPAs and/or the subaccounts, subject to investment minimums and other restrictions we may impose on investments in the one-year fixed account and the GPAs.

If you make a purchase payment while a DCA fixed account term is in progress, you may allocate your purchase payment among the following:

•	to the DCA fixed account term(s) then in effect. Amounts you allocate to an existing DCA fixed account term will be transferred out of the DCA fixed account over the remainder of the term. For example, if you allocate a new purchase payment to an existing DCA fixed account term of six months when only two months remains in the six month term, the amount you allocate will be transferred out of the DCA fixed account over the remaining two months of the term;

•	to the PN program investment option then in effect;

•	if no PN program investment option is in effect, then to the one-year fixed account, the GPAs and/or the subaccounts, subject to investment minimums and other restrictions we may impose on investments in the one-year fixed account and the GPAs.

If no DCA fixed account term is in progress when you make an additional purchase payment, you may allocate it according to the rules above for the allocation of your initial purchase payment.

If you participate in a PN program, and you change to a different PN program investment option while a DCA fixed account term is in progress, we will allocate transfers from the DCA fixed account to your newly-elected PN program investment option.

If your contract permits, and you discontinue your participation in a PN program investment option while a DCA fixed account term is in progress, we will allocate transfers from the DCA fixed account for the remainder of the term in accordance with your investment instructions to us to the one-year fixed account, the GPAs and the subaccounts, subject to investment minimums and other restrictions we may impose on investments in the one-year fixed account and the GPAs, including but not limited to, any limitations described in this prospectus on transfers (see “Transfer policies”).

You may discontinue any DCA fixed account before the end of its term by giving us notice. If you do so, we will transfer the remaining balance of the DCA fixed account whose term you are ending to the PN program investment option in effect, or if no PN program investment option is in effect, in accordance with your investment instructions to us to the one-year fixed account, the GPAs and/or the subaccounts, subject to investment minimums and other restrictions we may impose on investments in the one-year fixed account and the GPAs, including but not limited to, any limitations described in this prospectus on transfers (see “Transfer policies”).

Dollar-cost averaging from the DCA fixed account does not guarantee that any subaccount will gain in value nor will it protect against a decline in value if market prices fall. For a discussion of how dollar-cost averaging works, see “Making the Most of your Contract — Automated Dollar-Cost Averaging.”

Buying Your Contract

New contracts are not currently being offered. We are required by law to obtain personal information from you which we will use to verify your identity. If you do not provide this information we reserve the right to refuse to issue your contract or take other steps we deem reasonable. As the owner, you have all rights and may receive all benefits under the contract. You may select a qualified or nonqualified annuity. You can own a nonqualified annuity in joint tenancy with rights of survivorship only in spousal situations. You cannot own a qualified annuity in joint tenancy. For the Current Contract, you can buy a contract if you are 85 or younger. For the Original Contract, you can buy a contract if you and the annuitant are age 85 or younger. (The age limit may be younger for qualified annuities in some states.)

RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS 37

When you apply, you may select (if available in your state):

Current Contract:
(applications signed on or after Nov. 30, 2009, subject to state availability)

•	GPAs, the regular fixed account, the Special DCA fixed account and/or subaccounts in which you want to invest;

•	how you want to make purchase payments;

•	a beneficiary; and

•	one of the following optional death benefits:

–	MAV Death Benefit;

–	5% Accumulation Death Benefit; or

–	Enhanced Death Benefit.

•	one of the following additional optional death benefits:

–	Benefit Protector Death Benefit rider(2); or

–	Benefit Protector Plus Death Benefit rider(2).

In addition, if available in your state, you may also select one of the following optional living benefits (both require the use of the PN program):

•	SecureSource Stages 2 rider; or

•	SecureSource Stages rider.

The Current Contract provides for allocation of purchase payments to the GPAs, the regular fixed account, the Special DCA fixed account and/or the subaccounts of the variable account subject to the $1,000 required minimum investment for the GPAs. We currently allow you to allocate the total amount of purchase payment to the regular fixed account. We reserve the right to limit purchase payment allocations to the regular fixed account at any time on a non-discriminatory basis with notification, subject to state restrictions. You cannot allocate purchase payments to the fixed account for six months following a partial surrender from the fixed account, a lump sum transfer from the regular fixed account, or termination of automated transfers from the Special DCA fixed account prior to the end of the Special DCA fixed account term.

Original Contract:
(applications signed prior to Nov. 30, 2009 or in states where the Current Contract was not available)

•	GPAs, the one-year fixed account if part of your contract, the DCA fixed account if part of your contract and/or subaccounts in which you want to invest;

•	how you want to make purchase payments;

•	a beneficiary;

•	the optional PN program(1); and

•	one of the following optional death benefits:

–	MAV Death Benefit;

–	5% Accumulation Death Benefit; or

–	Enhanced Death Benefit.

•	one of the following additional optional death benefits:

–	Benefit Protector Death Benefit rider(2); or

–	Benefit Protector Plus Death Benefit rider(2).

In addition, if available in your state, you could have also selected one of the following optional living benefits (all require the use of the PN program):

•	SecureSource 20 riders;

•	SecureSource riders;

•	Accumulation Protector Benefit rider;

•	Income Assurer Benefit — MAV rider;

•	Income Assurer Benefit — 5% Accumulation Benefit Base rider; or

•	Income Assurer Benefit — greater of MAV or 5% Accumulation Benefit Base rider.

(1)	There is no additional charge for this feature.
(2)	Not available with 5% Accumulation or Enhanced Death Benefit.

The Original Contract provides for allocation of purchase payments to the GPAs, the one-year fixed account (if part of your contract), the DCA fixed account (if part of your contract) and/or to the subaccounts of the variable account in even 1%

 38  RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS

increments subject to the $1,000 required minimum investment for the GPAs. The amount of any purchase payment allocated to the one-year fixed account in total cannot exceed 30% of the purchase payment. More than 30% of a purchase payment may be so allocated if you establish an automated dollar-cost averaging arrangement with respect to the purchase payment according to procedures currently in effect. We reserve the right to further limit purchase payment allocations to the one-year fixed account if the interest rate we are then crediting on new purchase payments allocated to the one-year fixed account is equal to the minimum interest rate stated in the contract.

For both the Current Contract and the Original Contract:
We will credit additional purchase payments you make to your accounts on the valuation date we receive them. If we receive an additional purchase payment at our corporate office before the close of business, we will credit any portion of that payment allocated to the subaccounts using the accumulation unit value we calculate on the valuation date we received the payment. If we receive an additional purchase payment at our corporate office at or after the close of business, we will credit any portion of that payment allocated to the subaccounts using the accumulation unit value we calculate on the next valuation date after we received the payment.

You may make monthly payments to your contract under a Systematic Investment Plan (SIP). You must make an initial purchase payment of $25,000. Then, to begin the SIP, you will complete and send a form and your first SIP payment along with your application. There is no charge for SIP. You can stop your SIP payments at any time.

In most states, you may make additional purchase payments to nonqualified and qualified annuities until the annuitization start date.

THE ANNUITIZATION START DATE
Current Contract:
Annuity payouts begin on the annuitization start date. This means that the contract will be annuitized or converted to a stream of monthly payments. If your contract is annuitized, the contract goes into payout and only the annuity payout provisions continue. Unless annuity payout Plan E is selected, you will no longer have access to your contract value. This means that the death benefit and any optional benefits you have elected will end. When we process your application, we will establish the annuitization start date to be the maximum age (or contract anniversary if applicable). You also can change the annuitization start date, provided you send us written instructions at least 30 days before annuity payouts begin.

The annuitization start date must be:

•	no earlier than the 30th day after the contract’s effective date; and no later than

•	the owner’s 95th birthday or the tenth contract anniversary, if later,

•	or such other date as agreed to by us.

Six months prior to your annuitization start date, we will contact you with your options including the option to postpone your annuitization start date to a future date. You can also choose to delay the annuitization of your contract beyond age 95 indefinitely, to the extent allowed by applicable tax laws.

If you do not make an election, annuity payouts using the contract’s default option of annuity payout Plan B – Life with 10 years certain will begin on the annuitization start date and your monthly annuity payments will continue for as long as the annuitant lives. If the annuitant does not survive 10 years, beneficiaries will continue to receive payments until 10 years of payments have been made. Some distributors require annuitization by age 95. In that case, the option to continue to defer the annuitization start date after age 95 is not available.

If you own a qualified annuity (for example, an IRA) and tax laws require that you take distributions from your annuity prior to your new annuitization start date, your contract will not be automatically annuitized. However, if you choose, you can elect to request annuitization or take surrenders to meet your required minimum distributions.

Please see “SecureSource Stages 2 — Other Provisions” section regarding options under this rider at the annuitization start date.

Original Contract:
Annuity payouts begin on the annuitization start date. This means that the contract will be annuitized or converted to a stream of monthly payments and you will receive the first payment on the annuitization start date. The first annuity payment will be made as provided by the annuity payment plan you select. When we process your application, we will establish the annuitization start date to be the maximum age (or contract anniversary if applicable). You also can change the annuitization start date, provided you send us written instructions at least 30 days before annuity payouts begin.

The annuitization start date must be:

•	the annuitant’s 90th(1) birthday or the tenth contract anniversary, if purchased after age 80(1),

RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS 39

•	or such other date as agreed upon by us.

Prior to your annuitization start date, we will contact you with your options. If you do not make an election, your annuitization start date will be deferred.

For qualified annuities except Roth IRAs, to comply with IRS regulations, the annuitization start date generally must be:

•	for IRAs by April 1 of the year following the calendar year when the annuitant reaches age 70 1/2; or

•	for all other qualified annuities, by April 1 of the year following the calendar year when the annuitant reaches age 70 1/2 or, if later, retires (except that 5% business owners may not select an annuitization start date that is later than April 1 of the year following the calendar year when they reach age 70 1/2).

If you satisfy your required minimum distributions in the form of partial surrenders from this contract, annuity payouts can start:

•	As late as the annuitant’s 90th(1) birthday or the tenth contract anniversary, if later, or a date that has been otherwise agreed to by us.

•	Contract owners of IRAs and TSAs may also be able to satisfy required minimum distributions using other IRAs or TSAs, and in that case, will delay the annuitization start date for these contracts.

(1)	Applies to contracts with applications signed on or after May 1, 2006, in most states. For all other contracts, the annuitization start date must be no later than the annuitant’s 85th birthday or the tenth contract anniversary, if purchased after age 75.

BENEFICIARY
We will pay to your named beneficiary the death benefit if it becomes payable while the contract is in force and before the annuitization start date. If there is more than one beneficiary, we will pay each beneficiary’s designated share when we receive their completed claim. A beneficiary will bear the investment risk of the variable account until we receive the beneficiary’s completed claim. If there is no named beneficiary, the default provisions of your contract will apply. (See “Benefits in Case of Death” for more about beneficiaries.)

If you select one of the SecureSource series – Joint Life rider, please consider carefully whether or not you wish to change the beneficiary of your annuity contract. The rider will terminate if the surviving covered spouse cannot utilize the spousal continuation provision of the contract when the death benefit is payable.

PURCHASE PAYMENTS
Purchase payment amounts and purchase payment timing may vary by state and be limited under the terms of your contract.

If we do not receive your initial purchase payment within 180 days from the application signed date, we will consider your contract void from the start.

Minimum initial purchase payment
  $25,000

Minimum additional purchase payments
  $50 for SIPs

  $100 for all other payment types

Maximum total purchase payments (without corporate office approval)

•	Current Contract:
(applications signed on or after Nov. 30, 2009, subject to state availability)

  Maximum total purchase payments* based on your age on the effective date of the payment:

For the first year and total:
through age 85	$1,000,000
age 86 or older	$0

For each subsequent year:
through age 85	$100,000
age 86 or older	$0

•	Original Contract:
(applications signed prior to Nov. 30, 2009 or in states where the Current Contract was not available)

  Maximum total purchase payments*
     $1,000,000

 40  RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS

Additional purchase payment restrictions for contracts with the Guarantor Withdrawal Benefit rider, Guarantor Withdrawal Benefit for Life rider, or SecureSource riders

Effective Jan. 26, 2009, after initial purchase payments are received, limited additional purchase payments are allowed for contracts with the Guarantor Withdrawal Benefit rider, Guarantor Withdrawal Benefit for Life rider, or SecureSource riders, subject to state restrictions. Initial purchase payments are: 1) payments received with the application, and 2) Tax Free Exchanges, rollovers, and transfers listed on the annuity application, paper work initiated within 30 days from the application signed date and received within 180 days from the application signed date.

For contracts issued in all states except those listed below, the only additional purchase payments that will be allowed on/after Jan. 26, 2009 are the maximum annual contribution permitted by the Code for qualified annuities.

For contracts issued in Florida, New Jersey, and Oregon, additional purchase payments to your variable annuity contract with the Guarantor Withdrawal Benefit rider, Guarantor Withdrawal Benefit for Life rider, or SecureSource riders will be limited to $100,000 for the life of your contract. The limit does not apply to initial purchase payments.

Additional purchase payment restrictions for the SecureSource Stages 2 riders, SecureSource Stages riders and SecureSource 20 riders

Effective Feb. 27, 2012, no additional purchase payments are allowed for contracts with SecureSource Stages 2 riders, SecureSource Stages riders and SecureSource 20 riders subject to certain exceptions listed below.

Certain exceptions apply and the following additional purchase payments will be allowed on or after Feb. 27, 2012:

a.	Current tax year contributions for TSAs and Custodial and investment only plans under Section 401(a) of the Code, up to the annual limit set by the IRS.

b.	Prior and current tax year contributions up to the annual limit set up by the IRS for any Qualified Accounts except TSAs and 401(a)s. This annual limit applies to IRAs, Roth IRAs and SEP plans.

We reserve the right to change these current rules any time, subject to state restrictions.

The riders also prohibit additional purchase payments while the rider is effective, if (1) you decline a rider fee increase, or (2) the Annual Lifetime Payment (ALP) is established and your contract value on an anniversary is less than four times the ALP. (For the purpose of this calculation only, the ALP is determined using percentage B, as described under “Optional Living Benefits — SecureSource Stages 2 Riders, SecureSource Stages Riders and SecureSource 20 Riders.”)

Additional purchase payment restrictions for the Accumulation Protector Benefit rider

Additional purchase payments are prohibited during the waiting period after the first 180 days immediately following the effective date of the Accumulation Protector Benefit rider.

Subject to state restrictions, we reserve the right to change the above purchase payment limitations, including making further restrictions, upon written notice.

*	These limits apply in total to all RiverSource Life annuities you own unless a higher maximum applies to your contract. We reserve the right to waive or increase the maximum limit. For qualified annuities, the Code’s limits on annual contributions also apply. Additional purchase payments for inherited IRA contracts cannot be made unless the payment is IRA money inherited from the same decedent.

HOW TO MAKE PURCHASE PAYMENTS

 1 By letter

Send your check along with your name and contract number to:

RiverSource Life Insurance Company
829 Ameriprise Financial Center
Minneapolis, MN 55474

 2 By SIP

Contact your investment professional to complete the necessary SIP paperwork.

RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS 41

PURCHASE PAYMENT CREDITS
You will receive a purchase payment credit with every payment you make to your contract. We apply this credit immediately. We allocate the credit to your investment allocations in the same proportions as your purchase payment. We apply the credit as a percentage of your current payment based on the following schedule:

Current Contract:

If cumulative net payments*
made during the life of	Then the purchase payment
the contract equals . . .	credit percentage equals . . .

less than $250,000	4%

$250,000 and over	5%

Original Contract:

If cumulative net payments*
made during the life of	Then the purchase payment
the contract equals . . .	credit percentage equals . . .

less than $100,000	4%

$100,000 to less than $250,000	5

$250,000 and over	6

*	Cumulative net purchase payments are total purchase payments less the total amount of partial surrenders.

For the Current Contract, if in the first year you make any additional payments that cause the contract to become eligible for a higher percentage credit, we will add credits to your prior payments (less total surrenders). For the Original Contract, if you make any additional payments in any year that cause the contract to become eligible for a higher percentage credit, we will add credits to your prior payments (less total surrenders). We allocate credits according to the purchase payment allocation on the date we add the credits to the contract.

We fund the credit from our general account. We do not consider credits to be “investments” for income tax purposes. (See “Taxes.”)

We will reverse credits from the contract value for any purchase payment that is not honored (if, for example, your purchase payment check is returned for insufficient funds).

To the extent a death benefit, annuitization or surrender payment includes purchase payment credits applied within twelve months preceding: (1) the date of death that results in a death benefit payment under this contract; or (2) the annuitization start date (for contracts with applications signed on or after May 1, 2006, and if available in your state); or (3) a request for surrender charge waiver due to “Contingent events” (see “Charges — Contingent events”), we will assess a charge, similar to a surrender charge, equal to the amount of the purchase payment credits. The amount we pay to you under these circumstances will always equal or exceed your surrender value. The amount returned to you under the free look provision also will not include any credits applied to your contract.

This credit is available because of lower costs associated with larger sized contracts and through revenue from a higher and longer surrender charge schedule, a higher contract administrative charge and a higher mortality and expense risk fee. In general, we do not profit from the higher charges assessed to cover the cost of the purchase payment credit. We use all the revenue from these higher charges to pay for the cost of the credits. However, we could profit from the higher charges if market appreciation is higher than expected or if contract owners hold their contracts for longer than expected.

Because of these higher charges, there may be circumstances where you may be worse off for having received the credit than in other contracts. All things being equal (such as guarantee availability or fund performance and availability), this may occur if you hold your contract for 15 years or more. You should consider these higher charges and other relevant factors before you buy this contract or before you exchange a contract you currently own for this contract.

LIMITATIONS ON USE OF CONTRACT
If mandated by applicable law, including, but not limited to, federal anti-money laundering laws, we may be required to reject a purchase payment. We may also be required to block an owner’s access to contract values or to satisfy other statutory obligations. Under these circumstances, we may refuse to implement requests for transfers, surrenders or death benefits until instructions are received from the appropriate governmental authority or a court of competent jurisdiction.

 42  RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS

Charges

ALL CONTRACTS

CONTRACT ADMINISTRATIVE CHARGE
We charge this fee for establishing and maintaining your records. We deduct $40 from the contract value on your contract anniversary or, if earlier, when the contract is fully surrendered. We prorate this charge among the GPAs, the fixed account and the subaccounts in the same proportion your interest in each account bears to your total contract value. Some states also limit any contract charge that applies to the fixed account. For the Current Contract, we reserve the right to increase this charge after the first contract anniversary to a maximum of $50.

We will waive this charge when your contract value is $50,000 or more on the current contract anniversary. For the Current Contract, we reserve the right to charge up to $20 after the first contract anniversary for contracts with contract value of $50,000 or more.

If you take a full surrender from your contract, we will deduct the charge at the time of surrender regardless of the contract value. We cannot increase the annual contract administrative charge for the Original Contract. This charge does not apply to amounts applied to an annuity payment plan or to the death benefit (other than when deducted from the Full Surrender Value component of the death benefit for the Current Contract).

VARIABLE ACCOUNT ADMINISTRATIVE CHARGE
We apply this charge daily to the subaccounts. It is reflected in the unit values of your subaccounts and it totals 0.15% of their average daily net assets on an annual basis. It covers certain administrative and operating expenses of the subaccounts such as accounting, legal and data processing fees and expenses involved in the preparation and distribution of reports and prospectuses. We cannot increase the variable account administrative charge.

MORTALITY AND EXPENSE RISK FEE
We charge these fees daily to the subaccounts. The unit values of your subaccounts reflect these fees. These fees cover the mortality and expense risk that we assume. These fees do not apply to the GPAs or the fixed account. We cannot increase these fees.

Current Contract:
(applications signed on or after Nov. 30, 2009, subject to state availability)

These fees are based on the death benefit guarantee in effect and the contract year you are in.

Mortality and
Until the 9th contract anniversary	expense risk fee

CV Death Benefit*	1.60%

ROPP Death Benefit	1.60

MAV Death Benefit	1.85

5% Accumulation Death Benefit	2.00

Enhanced Death Benefit	2.05

Mortality and
The 9th contract anniversary and after	expense risk fee

CV Death Benefit*	1.30%

ROPP Death Benefit	1.30

MAV Death Benefit	1.55

5% Accumulation Death Benefit	1.70

Enhanced Death Benefit	1.75

*	CV Death Benefit is available only after an ownership change or spousal continuation if any owner or spouse who continues the contract is over age 85 and therefore cannot qualify for the ROPP death benefit.

RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS 43

Original Contract:
(applications signed prior to Nov. 30, 2009 or in states where the Current Contract was not available)

These fees are based on the death benefit guarantee that applies to your contract.

Mortality and
expense risk fee

ROP Death Benefit	1.60%

MAV Death Benefit	1.80

5% Accumulation Death Benefit	1.95

Enhanced Death Benefit	2.00

Mortality risk arises because of our guarantee to pay a death benefit and our guarantee to make annuity payouts according to the terms of the contract, no matter how long a specific owner or annuitant lives and no matter how long our entire group of annuitants live. If, as a group, owners or annuitants outlive the life expectancy we assumed in our actuarial tables, then we must take money from our general assets to meet our obligations. If, as a group, owners or annuitants do not live as long as expected, we could profit from the mortality risk fee. We deduct the mortality risk fee from the subaccounts during the annuity payout period even if the annuity payout plan does not involve a life contingency.

Expense risk arises because we cannot increase the contract administrative charge for the Original Contract, we are limited on how much we can increase the contract administrative charge for the Current Contract, and we cannot increase the variable account administrative charge and these charges may not cover our expenses. We would have to make up any deficit from our general assets. We could profit from the expense risk fee if future expenses are less than expected.

The subaccounts pay us the mortality and expense risk fee they accrued as follows:

•	first, to the extent possible, the subaccounts pay this fee from any dividends distributed from the funds in which they invest;

•	then, if necessary, the funds redeem shares to cover any remaining fees payable.

We may use any profits we realize from the subaccounts’ payment to us of the mortality and expense risk fee for any proper corporate purpose, including, among others, payment of distribution (selling) expenses. We do not expect that the surrender charge will cover sales and distribution expenses.

SURRENDER CHARGE
If you surrender all or part of your contract value before the annuitization start date, we may deduct a surrender charge. As described below, a surrender charge applies to each purchase payment you make. The surrender charge lasts for 9 years from the date of each purchase payment. (See “Expense Summary.”)

You may surrender an amount during any contract year without a surrender charge. We call this amount the total free amount (FA for the Current Contract, TFA for the Original Contract). Throughout this prospectus when we use the acronym FA, it includes TFA. The FA varies depending on whether your contract includes one of the SecureSource series of riders, the Guarantor Withdrawal Benefit for Life rider or the Guarantor Withdrawal Benefit rider:

Current Contract without SecureSource Stages rider

The FA is the greater of:

•	10% of the contract value on the prior contract anniversary, less any prior surrenders taken in the current contract year; or

•	current contract earnings.

During the first contract year, the FA is the greater of:

•	10% of all purchase payments and purchase payment credits applied prior to your surrender request, less any amounts surrendered prior to your surrender request that represent the FA; or

•	current contract earnings.

Original Contract without SecureSource 20 rider, SecureSource rider, Guarantor Withdrawal Benefit for Life rider or Guarantor Withdrawal Benefit rider

The FA is the greater of:

•	10% of the contract value on the prior contract anniversary(1), less any prior surrenders taken in the current contract year; or

•	current contract earnings.

Current Contract with SecureSource Stages rider

The FA is the greatest of:

•	10% of the contract value on the prior contract anniversary, less any prior surrenders taken in the current contract year;

 44  RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS

•	current contract earnings; or

•	the Remaining Annual Lifetime Payment (this amount will be zero during the waiting period).

During the first contract year, the FA is the greatest of:

•	10% of all purchase payments and purchase payment credits applied prior to your surrender request, less any amounts surrendered prior to your surrender request that represent the FA; or

•	current contract earnings.

Original Contract with SecureSource 20 rider, SecureSource rider or Guarantor Withdrawal Benefit for Life rider

The FA is the greatest of:

•	10% of the contract value on the prior contract anniversary(1), less any prior surrenders taken in the current contract year;

•	current contract earnings; or

•	the greater of the Remaining Benefit Payment or the Remaining Annual Lifetime Payment (for the SecureSource 20 rider, Remaining Benefit Payment and the Remaining Annual Lifetime Payment are zero during the waiting period).

Original Contract with Guarantor Withdrawal Benefit rider

The FA is the greatest of:

•	10% of the contract value on the prior contract anniversary(1), less any prior surrenders taken in the current contract year;

•	current contract earnings; or

•	the Remaining Benefit Payment.

(1)	We consider your initial purchase payment and any purchase payment credit to be the prior contract anniversary’s contract value during the first contract year.

Amounts surrendered in excess of the FA may be subject to a surrender charge as described below.

A surrender charge will apply if the amount you surrender includes any of your prior purchase payments that are still within their surrender charge schedule. To determine whether your surrender includes any of your prior purchase payments that are still within their surrender charge schedule, we surrender amounts from your contract in the following order:

1.	First, we surrender the FA. Contract earnings are surrendered first, followed by purchase payments. We do not assess a surrender charge on the FA. We surrender payments that are considered part of the FA on a first-in, first-out (FIFO) basis for the Current Contract, and last-in, first-out (LIFO) basis for the Original Contract.

2.	Next, we surrender purchase payments received that are beyond the surrender charge period shown in your contract. We surrender these payments on a FIFO basis. We do not assess a surrender charge on these payments.

3.	Finally, we surrender any additional purchase payments received that are still within the surrender charge period shown in your contract. We surrender these payments on a FIFO basis. We do assess a surrender charge on these payments.

The amount of purchase payments surrendered is calculated using a prorated formula based on the percentage of contract value being surrendered. As a result, the amount of purchase payments surrendered may be greater than the amount of contract value surrendered.

We determine your surrender charge by multiplying each of your payments surrendered which could be subject to a surrender charge by the applicable surrender charge percentage (see “Expense Summary”), and then adding the total surrender charges.

For a partial surrender, we will determine the amount of contract value that needs to be surrendered, which after any surrender charge and any positive or negative market value adjustment, will equal the amount you request.

Example: Each time you make a purchase payment under the contract, a surrender charge schedule attaches to that purchase payment. The surrender charge percentage for each purchase payment declines according to the surrender charge schedule shown in your contract. (The surrender charge percentages for the 9-Year surrender charge schedule are shown in a table in the “Expense Summary”.) For example, during the first two years after a purchase payment is made, the surrender charge percentage attached to that payment is 8%. At the beginning of the tenth year after that purchase payment is made, and thereafter, there is no longer a surrender charge as to that payment.

For an example, see Appendix B.

Waiver of surrender charges
We do not assess surrender charges for:

•	surrenders each year that represent the total free amount for that year;

•	required minimum distributions from a qualified annuity to the extent that they exceed the free amount. The amount on which surrender charges are waived can be no greater than the RMD amount calculated under your specific contract

RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS 45

currently in force. (Please note that, if you are buying a new contract with inherited IRA money, we will not waive surrender charges for a five-year distribution and, therefore, if that option is selected, you should choose a surrender charge period that is no longer than the time remaining in the five-year period.);

•	amounts applied to an annuity payment plan* (Exception: As described below, if you select annuity payout Plan E, and choose later to surrender the value of your remaining annuity payments, we will assess a surrender charge.)

•	surrenders made as a result of one of the “Contingent events”* described below to the extent permitted by state law (see your contract for additional conditions and restrictions). For the Current Contract, waiver of surrender charges for Contingent events will not apply to Tax Free Exchanges, rollovers and transfers to another annuity contract;

•	amounts we refund to you during the free look period;* and

•	death benefits.*

*However, we will reverse certain purchase payment credits. (See “Buying Your Contract — Purchase Payment Credits.”)

Current Contract:

Contingent events

•	Surrenders you make if you are confined to a hospital or nursing home and have been for the prior 60 days or confinement began within 30 days following a 60 day confinement period. Such confinement must begin after the contract issue date. Your contract will include this provision when you are under age 76 at contract issue. You must provide us with a letter containing proof satisfactory to us of the confinement as of the date you request the surrender. We must receive your surrender request no later than 91 days after your release from the hospital or nursing home. The amount surrendered must be paid directly to you.

•	Surrenders you make if you are disabled with a medical condition and are diagnosed in the second or later contract years with reasonable medical certainty, that the disability will result in death within 12 months or less from the date of the diagnosis. You must provide us with a licensed physician’s statement containing the terminal illness diagnosis, the expected date of death and the date the terminal illness was initially diagnosed. The amount surrendered must be paid directly to you.

Original Contract:

Contingent events

•	Surrenders you make if you or the annuitant are confined to a hospital or nursing home and have been for the prior 60 days. Your contract will include this provision when you and the annuitant are under age 76 at contract issue. You must provide proof satisfactory to us of the confinement as of the date you request the surrender.

•	Surrenders you make if you or the annuitant are diagnosed in the second or later contract years as disabled with a medical condition that with reasonable medical certainty will result in death within 12 months or less from the date of the diagnosis. You must provide us with a licensed physician’s statement containing the terminal illness diagnosis and the date the terminal illness was initially diagnosed.

Both Contracts:
Surrender charge under Annuity Payout Plan E — Payouts for a specified period: If you are receiving variable annuity payments under this annuity payout plan, you can choose to take a surrender. The amount that you can surrender is the present value of any remaining variable payouts. The discount rate we use in the calculation will be 5.17% for the assumed investment return of 3.5% and 6.67% for the assumed investment return of 5.0%. The surrender charge equals the present value of the remaining payouts using the assumed investment return minus the present value of the remaining payouts using the discount rate. (See “Charges — Surrender Charge” and “The Annuity Payout Period — Annuity Payout Plans.”)

Possible group reductions: In some cases we may incur lower sales and administrative expenses due to the size of the group, the average contribution and the use of group enrollment procedures. In such cases, we may be able to reduce or eliminate the contract administrative and surrender charges. However, we expect this to occur infrequently.

FUND FEES AND EXPENSES
There are deductions from and expenses paid out of the assets of the funds that are described in the prospectuses for those funds. (See “Annual Operating Expenses of the Funds.”)

PREMIUM TAXES
Certain state and local governments impose premium taxes on us (up to 3.5%). These taxes depend upon your state of residence or the state in which the contract was issued. Currently, we deduct any applicable premium tax on the annuitization start date, but we reserve the right to deduct this tax at other times such as when you make purchase payments or when you make a full surrender from your contract.

 46  RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS

OPTIONAL LIVING BENEFIT CHARGES

SECURESOURCE STAGES 2 RIDER CHARGE
We deduct an annual charge for this optional feature only if you select it as follows:

•	SecureSource Stages 2 — Single Life rider, 0.95%

•	SecureSource Stages 2 — Joint Life rider, 1.15%

The charge is based on the greater of the benefit base (BB) or the anniversary contract value, but not more than the maximum BB of $10,000,000.

We deduct the charge from your contract value on your contract anniversary. We prorate this charge among all accounts and subaccounts in the same proportion as your interest in each bears to your total contract value. We will modify this prorated approach to comply with state regulations where necessary.

Once you elect the SecureSource Stages 2 rider, you may not cancel it (except as described below), and the charge will continue to be deducted until the contract or rider is terminated or until the contract value reduces to zero. If the contract or rider is terminated for any reason, we will deduct the charge, adjusted for the number of calendar days coverage was in place since we last deducted the charge.

Currently the SecureSource Stages 2 rider fee does not vary with the PN program investment option selected; however, we reserve the right to vary the rider fee for each investment option. The SecureSource Stages 2 — Single Life rider fee will not exceed a maximum of 1.75%. The SecureSource Stages 2 — Joint Life rider fee will not exceed a maximum of 2.25%.

The following describes how your annual rider fee may increase:

1.	We may increase the annual rider fee at our discretion and on a nondiscriminatory basis. Your annual rider fee will increase if we declare an increase to the fee with written notice 30 days in advance except as described below. The new fee will be in effect on the date we declare in the written notice.

(A)	You can decline this increase and therefore all future fee increases if we receive your written request prior to the date of the fee increase, in which case you permanently relinquish:

(i)	all future annual step-ups, and for the Joint Life rider, spousal continuation step-ups,

(ii)	any ability to make additional purchase payments,

(iii)	any future rider credits, and the credit base (CB) will be permanently reset to zero,

(iv)	any increase to the lifetime payment percentage due to changing age bands on subsequent birthdays and rider anniversaries, and

(v)	the ability to change your investment option to one that is more aggressive than your current investment option. Any change to a less aggressive investment option will further limit the investment options available to the then current and less aggressive investment options.

(B)	You can terminate this rider if your annual rider fee after any increase is more than 0.25 percentage points higher than your fee before the increase and if we receive your written request to terminate the rider prior to the date of the fee increase.

2.	Your annual rider fee may increase if you elect to change to a more aggressive investment option than your current investment option and if the new investment option has a higher current annual rider fee. The annual rider fees associated with the available investment option may change at our discretion, however these changes will not apply to this rider unless you change your current investment option to a more aggressive one. The new fee will be in effect on the valuation date we receive your written request to change your investment option. You cannot decline this type of fee increase. To avoid it, you must stay in the same investment option or move to a less aggressive one. Also, this type of fee increase does not allow you to terminate the rider.

If your rider fee increases, on the next contract anniversary, we will calculate an average rider fee, for the preceding contract year only, that reflects the various different fees that were in effect that year, adjusted for the number of calendar days each fee was in effect.

The fee does not apply after the annuitization start date.

SECURESOURCE STAGES RIDER FEE
We deduct a charge for this optional feature only if you select it as follows:

•	SecureSource Stages – Single Life rider, 1.10%

•	SecureSource Stages – Joint Life rider, 1.35%

RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS 47

The fee is based on the greater of the benefit base (BB) or the anniversary contract value, but not more than the maximum BB of $10,000,000.

We deduct the charge from your contract value on your contract anniversary. We prorate this charge among all accounts and subaccounts in the same proportion as your interest in each bears to your total contract value. We will modify this prorated approach to comply with state regulations where necessary.

Once you elect the SecureSource Stages rider, you may not cancel it (except as described below), and the charge will continue to be deducted until the contract or rider is terminated, or the contract value reduces to zero. If the contract or rider is terminated for any reason, we will deduct the charge adjusted for the number of calendar days coverage was in place since we last deducted the charge.

Currently the SecureSource Stages rider fee does not vary with the PN program investment option selected; however, we reserve the right to vary the rider fee for each PN program model portfolio or investment option. The SecureSource Stages – Single Life rider fee will not exceed a maximum of 2.00%. The SecureSource Stages – Joint Life rider fee will not exceed a maximum of 2.50%.

The following describes how your annual rider fee may increase:

1.	We may increase the annual rider fee at our discretion and on a nondiscriminatory basis. Your annual rider fee will increase if we declare an increase to the fee with written notice 30 days in advance except as described below. The new fee will be in effect on the date we declare in the written notice.

(A)	You can decline this increase and therefore all future fee increases if we receive your written request prior to the date of the fee increase, in which case you permanently relinquish:

(i)	all future annual step-ups, and for the Joint Life rider, spousal continuation step-ups, any ability to make additional purchase payments,

(ii)	any future rider credits, and the credit base (CB) will be permanently reset to zero,

(iii)	any increase to the lifetime payment percentage due to changing age bands on subsequent birthdays and rider anniversaries, and

(iv)	the ability to change your PN program model portfolio or investment option to one that is more aggressive than your current model portfolio. Any change to a less aggressive PN program investment option will further limit the PN program investment options available to the then current and less aggressive PN program investment options.

(B)	You can terminate this rider if your annual rider fee after any increase is more than 0.25 percentage points higher that your fee before the increase and if we receive your written request to terminate the rider prior to the date of the fee increase.

2.	Your annual rider fee may increase if you elect to change to a more aggressive PN program model portfolio or investment option than your current PN program investment option and if the new PN program investment option has a higher current annual rider fee. The annual rider fees associated with the available PN program model portfolios or investment options may change at our discretion, however these changes will not apply to this rider unless you change your current PN program investment option to a more aggressive one. The new fee will be in effect on the valuation date we receive your written request to change your PN program investment option. You cannot decline this type of fee increase. To avoid it, you must stay in the same PN program investment option or move to a less aggressive model. Also, this type of fee increase does not allow you to terminate the rider.

If your annual rider fee increases, on the next contract anniversary, we will calculate an average rider fee, for the preceding contract year only, that reflects the various different fees that were in effect that year, adjusted for the number of calendar days each fee was in effect.

The charge does not apply after the annuitization start date.

SECURESOURCE RIDER FEE
We deduct a charge based on the greater of the contract anniversary value or the total Remaining Benefit Amount (RBA) for this optional feature only if you select it as follows:

•	SecureSource – Single Life rider, 1.10%(1);

•	SecureSource – Joint Life rider, 1.40%(1).

We deduct the charge from your contract value on your contract anniversary. We prorate this charge among the GPAs, the fixed account and the subaccounts in the same proportion as your interest in each bears to your total contract value. We will modify this prorated approach to comply with state regulations where necessary.

 48  RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS

Once you elect a SecureSource rider, you may not cancel it and the charge will continue to be deducted until the contract or rider is terminated, or the contract value reduces to zero. If the contract or rider is terminated for any reason, we will deduct the charge from the proceeds payable adjusted for the number of calendar days coverage was in place since we last deducted the charge. If the RBA reduces to zero but the contract value has not been depleted, you will continue to be charged.

Currently the SecureSource rider fee does not vary with the PN program investment option selected; however, we reserve the right to vary the rider fee for each PN program investment option. The SecureSource – Single Life rider charge will not exceed a maximum charge of 2.00%(2). The SecureSource – Joint Life rider fee will not exceed a maximum fee of 2.50%(2).

We may increase the rider fee at our discretion and on a nondiscriminatory basis.

We will not change the SecureSource rider fee in effect on your contract after the rider effective date unless:

(a)	you choose the annual elective step up or the elective spousal continuation step up after we have exercised our rights to increase the rider fee; or

(b)	you elect to change your PN program investment option after we have exercised our rights to increase the rider fee or vary the rider fee for each PN program investment option.

If you choose the elective step up, the elective spousal continuation step up, or change your PN program investment option after we have exercised our rights to increase the rider fee as described above, you will pay the fee that is in effect on the valuation date we receive your written request to step up or change your PN program investment option. On the next contract anniversary, we will calculate an average rider fee, for the preceding contract year only, that reflects the various different charges that were in effect that year, adjusted for the number of calendar days each fee was in effect.

The charge does not apply after annuitization start date.

(1)	For contract applications signed on or after June 1, 2008, but prior to Jan. 26, 2009, the current fee is 0.75% for Single Life rider and 0.95% for Joint Life rider. For contract applications signed prior to June 1, 2008, the current fee is 0.65% for Single Life rider and 0.85% for Joint Life rider.
(2)	For contract applications signed prior to Jan. 26, 2009, the maximum fee is 1.50% for Single Life rider and 1.75% for Joint Life rider.

SECURESOURCE 20 RIDER FEE
We deduct a charge based on the greater of the contract anniversary value or the total Remaining Benefit Amount (RBA) for this optional feature only if you select it as follows:

•	SecureSource 20 – Single Life rider, 1.25%;

•	SecureSource 20 – Joint Life rider, 1.55%.

We deduct the charge from your contract value on your contract anniversary. We prorate this charge among all accounts and subaccounts in the same proportion as your interest in each bears to your total contract value. We will modify this prorated approach to comply with state regulations where necessary.

Once you elect the SecureSource 20 rider, you may not cancel it (except as described below), and the charge will continue to be deducted until the contract or rider is terminated, or the contract value reduces to zero. If the contract or rider is terminated for any reason, we will deduct the charge from the proceeds payable adjusted for the number of calendar days coverage was in place since we last deducted the fee. If the RBA reduces to zero but the contract value has not been depleted, you will continue to be charged.

Currently the SecureSource 20 rider fee does not vary with the PN program investment option selected; however, we reserve the right to vary the rider fee for each PN program investment option. The SecureSource 20 – Single Life rider fee will not exceed a maximum charge of 2.00%. The SecureSource 20 – Joint Life rider fee will not exceed a maximum charge of 2.50%.

The following describes how your annual rider fee may increase:

1.	We may increase the annual rider fee at our discretion and on a nondiscriminatory basis. Your annual rider fee will increase if we declare an increase to the fee with written notice 30 days in advance except as described below. The new fee will be in effect on the date we declare in the written notice.

(A)	You can decline this increase and therefore all future fee increases if we receive your written request prior to the date of the fee increase, in which case you permanently relinquish:

(i)	all future annual step-ups, and for the Joint Life rider, spousal continuation step-ups,

(ii)	any ability to make additional purchase payments,

(iii)	any pending increase to the ALP due to the 20% credit on the later of the third rider anniversary or the date the ALP is established, and

RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS 49

(iv)	the ability to change your PN program investment option to one that is more aggressive than your current one. Any change to a less aggressive PN program investment option will further limit the PN program investment options available to the then current and less aggressive PN program model portfolios or investment options.

(B)	You can terminate this rider if your annual rider fee increase after any increase is more than 0.25 percentage points higher than your fee before the increase and if we receive your written request to terminate the rider prior to the date of the fee increase.

2.	Your annual rider fee may increase if you elect to change to a more aggressive PN program investment option than your current PN program investment options and if the new PN program investment option has a higher current annual rider fee. The annual rider fees associated with the available PN program model portfolios or investment options may change at our discretion, however these changes will not apply to this rider unless you change your current PN program investment option to a more aggressive one. The new fee will be in effect on the valuation date we receive your written request to change your PN program investment option. You cannot decline this type of fee increase. To avoid it, you must stay in the same PN program investment option or move to a less aggressive PN program investment option. Also, this type of fee increase does not allow you to terminate the rider.

If your annual rider fee increases, on the next contract anniversary, we will calculate an average rider fee, for the preceding contract year only, that reflects the various different fees that were in effect that year, adjusted for the number of calendar days each fee was in effect.

The charge does not apply after the annuitization start date.

ACCUMULATION PROTECTOR BENEFIT RIDER FEE
We deduct an annual charge of 0.80%(1) of the greater of your contract value or the minimum contract accumulation value on your contract anniversary for this optional benefit only if you select it. A request for an elective step up or the elective spousal continuation step up received on or after April 29, 2013 will increase the rider fee to 1.75% and the new rate be charged for the entire contract year. We deduct the charge from the contract value on the contract anniversary. We prorate the charge among the GPAs, the one-year fixed account and the subaccounts. We will modify this prorated approach to comply with state regulations where necessary.

Once you elect the Accumulation Protector Benefit rider, you may not cancel it and the charge will continue to be deducted until the end of the waiting period. If the contract or rider is terminated for any reason or on the annuitization start date, we will deduct the charge, adjusted for the number of calendar days coverage was in place since we last deducted the change.

Currently, the Accumulation Protector Benefit rider fee does not vary with the PN program investment option selected; however, we reserve the right to vary the rider fee for each PN program investment option. The Accumulation Protector Benefit rider charge will not exceed a maximum of 1.75%.

We will not change the Accumulation Protector Benefit rider fee in effect on your contract after the rider effective date unless:

(a)	you choose the annual elective step up or elective spousal continuation step up after we have exercised our rights to increase the rider fee; or

(b)	you change your PN program investment option after we have exercised our rights to increase the rider fee or vary the rider fee for each PN program investment option.

If you change your PN program investment option after we have exercised our rights to increase the rider fee as described above, you will pay the fee that is in effect on the valuation date we receive your written request to step up or change your investment option. Currently, we waive our right to increase the rider fee if you change your PN program investment option.

The fee does not apply after the annuitization start date.

(1)	For contract applications signed prior to May 31, 2009 and for elective step ups and elective spousal continuation step ups received on or after Oct. 20, 2012, the following charges apply:

	Initial annual rider fee	Current rider fee for
	and fee for elective step	elective step ups
For applications signed:	ups before 04/29/13	on or after 04/29/13

Prior to Jan. 26, 2009	0.55%	1.75%

Jan. 26, 2009 – May 31, 2009	0.80%	1.75%

GUARANTOR WITHDRAWAL BENEFIT FOR LIFE RIDER FEE(1)
We deduct an annual charge of 0.65% of the greater of the contract anniversary value or the total Remaining Benefit Amount (RBA) for this optional feature only if you select it. We deduct the charge from your contract value on your contract anniversary.

 50  RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS

We prorate this charge among the GPAs, the fixed account and the subaccounts in the same proportion as your interest in each bears to your total contract value. We will modify this prorated approach to comply with state regulations where necessary.

Once you elect the Guarantor Withdrawal Benefit for Life rider, you may not cancel it and the charge will continue to be deducted until the contract is terminated, or the contract value reduces to zero. If the contract is terminated for any reason or on the annuitization start date, we will deduct the charge from the proceeds payable, adjusted for the number of calendar days coverage was in place since we last deducted the fee. If the RBA goes to zero but the contract value has not been depleted, you will continue to be charged.

Currently the Guarantor Withdrawal Benefit for Life rider fee does not vary with the PN program investment option selected; however, we reserve the right to vary the rider fee for each investment option. The Guarantor Withdrawal Benefit for Life rider fee will not exceed a maximum fee of 1.50%.

We will not change the Guarantor Withdrawal Benefit for Life rider fee in effect on your contract after the rider effective date unless:

(a)	you choose the annual elective step up or elective spousal continuation step up after we have exercised our rights to increase the rider fee; or

(b)	you elect to change your PN program investment option after we have exercised our rights to increase the rider fee or vary the rider fee for each PN program investment option.

(1)	See disclosure in Appendix Appendix I.

If you choose the elective step up, the elective spousal continuation step up, or change your PN program investment option after we have exercised our rights to increase the rider fee as described above, you will pay the fee that is in effect on the valuation date we receive your written request to step up or change your PN program investment option. On the next contract anniversary, we will calculate an average fee, for the preceding contract year only, that reflects the various different charges that were in effect that year, adjusted for the number of calendar days each fee was in effect.

The charge does not apply after the annuitization start date.

GUARANTOR WITHDRAWAL BENEFIT RIDER FEE(1)
This fee information applies to both Rider A and Rider B unless otherwise noted.

We deduct an annual charge of 0.55% of contract value for this optional feature only if you select it. We deduct the charge from your contract value on your contract anniversary. We prorate this charge among the GPAs, the one-year fixed account, and the subaccounts in the same proportion as your interest in each bears to your total contract value. We will modify this prorated approach to comply with state regulations where necessary.

Once you elect the Guarantor Withdrawal Benefit rider, you may not cancel it and the charge will continue to be deducted until the contract is terminated, the contract value reduces to zero or annuity payouts begin. If the contract is terminated for any reason or on the annuitization start date, we will deduct the charge, adjusted for the number of calendar days coverage was in place since we last deducted the fee. If the Remaining Benefit Amount (RBA) goes to zero but the contract value has not been depleted, you will continue to be charged.

Currently the Guarantor Withdrawal Benefit rider fee does not vary with the PN program investment option selected; however, we reserve the right to vary the rider fee for each PN program investment option. The Guarantor Withdrawal Benefit rider fee will not exceed a maximum fee of 1.50%.

We may increase the rider fee at our discretion and on a nondiscriminatory basis.

We will not change the Guarantor Withdrawal Benefit rider fee in effect on your contract after the rider effective date unless:

(a)	you choose the annual elective step up or elective spousal continuation step up under Rider A after we have exercised our rights to increase the rider fee; or

(b)	you change your PN program investment option after we have exercised our rights to increase the rider fee or vary the rider fee for each PN program investment option.

If you choose the annual or spousal continuation elective step up or change your PN program investment option after we have exercised our rights to increase the rider fee as described above, you will pay the fee that is in effect on the valuation date we receive your written request to step up or change your PN program investment option. On the next contract anniversary, we will calculate an average rider fee, for the preceding contract year only, that reflects the various different charges that were in effect that year, adjusted for the number of calendar days each fee was in effect.

The charge does not apply after the annuitization start date.

(1)	See disclosure in Appendix J.

RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS 51

INCOME ASSURER BENEFIT RIDER FEE
We deduct a charge for this optional feature only if you selected it. We determine the charge by multiplying the guaranteed income benefit base by the charge for the Income Assurer Benefit rider you select. There are three Income Assurer Benefit rider options available under your contract (see “Optional Benefits — Income Assurer Benefit Riders”) and each has a different guaranteed income benefit base calculation. The charge for each Income Assurer Benefit rider is as follows:

	Maximum	Current

Income Assurer Benefit – MAV	1.50%	0.30	%(1)

Income Assurer Benefit – 5% Accumulation Benefit Base	1.75	0.60	(1)

Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base	2.00	0.65	(1)

(1)	For applications signed prior to Oct. 7, 2004, the following current annual rider charges apply: Income Assurer Benefit – MAV — 0.55%, Income Assurer Benefit — 5% Accumulation Benefit Base — 0.70%; and Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base — 0.75%.

We deduct the charge from the contract value on your contract anniversary. We prorate this charge among the GPAs, the one-year fixed account and the subaccounts in the same proportion your interest in each account bears to your total contract value. We will modify this prorated approach to comply with state regulations where necessary. If the contract is terminated for any reason or on the annuitization start date, we will deduct the fee from the proceeds payable adjusted for the number of calendar days coverage was in place since we last deducted the fee.

Currently the Income Assurer Benefit rider fee does not vary with the PN program investment option selected; however, we reserve the right to increase this fee and/or vary the rider fee for each PN program investment option but not to exceed the maximum fees shown above. We cannot change the Income Assurer Benefit fee after the rider effective date, unless you change your PN program investment option after we have exercised our rights to increase the fee and/or charge a separate fee for each PN program investment option. If you choose to change your PN program investment option after we have exercised our rights to increase the rider fee, you will pay the fee that is in effect on the valuation date we receive your written request to change your PN program investment option. On the next contract anniversary, we will calculate an average rider fee, for the preceding contract year only, that reflects the various different charges that were in effect that year, adjusted for the number of calendar days each fee was in effect.

For an example of how each Income Assurer Benefit rider fee is calculated, see Appendix K.

OPTIONAL DEATH BENEFIT CHARGES

BENEFIT PROTECTOR DEATH BENEFIT RIDER FEE
We deduct a charge for the optional feature only if you select it. If selected, we deduct 0.25% of your contract value on your contract anniversary. We prorate this fee among all accounts and subaccounts in the same proportion your interest in each account bears to your total contract value. We will modify this prorated approach to comply with state regulations where necessary.

For the Current Contract, on the annuitization start date and if the contract is terminated for any reason except your election to terminate the rider during the 30 day window after certain anniversaries, we will deduct the fee from the contract value adjusted for the number of calendar days coverage was in place during the contract year. For the Original Contract, on the annuitization start date and if the contract is terminated for any reason other than death, we will deduct the fee from the contract value adjusted for the number of calendar days coverage was in place since we last deducted the fee.

We cannot increase this annual charge after the rider effective date.

BENEFIT PROTECTOR PLUS DEATH BENEFIT RIDER FEE
We deduct a charge for the optional feature only if you select it. If selected, we deduct 0.40% of your contract value on your contract anniversary. We prorate this fee among all accounts and subaccounts in the same proportion your interest in each account bears to your total contract value. We will modify this prorated approach to comply with state regulations where necessary.

For the Current Contract, on the annuitization start date and if the contract is terminated for any reason except your election to terminate the rider during the 30 day window after certain anniversaries, we will deduct the fee from the contract value adjusted for the number of calendar days coverage was in place during the contract year.

For the Original Contract, on the annuitization start date and if the contract is terminated for any reason other than death, we will deduct the fee from the contract value adjusted for the number of calendar days coverage was in place since we last deducted the fee.

We cannot increase this annual charge after the rider effective date.

 52  RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS

Valuing Your Investment

We value your accounts as follows:

GPAs
We value the amounts you allocate to the GPAs directly in dollars. The value of the GPAs equals:

•	the sum of your purchase payments and transfer amounts allocated to the GPAs;

•	plus any purchase payment credits allocated to the GPAs;

•	plus interest credited;

•	minus the sum of amounts surrendered (including any applicable surrender charges) and amounts transferred out;

•	minus any prorated portion of the contract administrative charge; and

•	minus the prorated portion of the fee for any of the following optional benefits you have selected:

– SecureSource series of riders;

– Accumulation Protector Benefit rider;

– Guarantor Withdrawal Benefit for Life rider;

– Guarantor Withdrawal Benefit rider;

– Income Assurer Benefit rider;

– Benefit Protector rider; or

– Benefit Protector Plus rider.

THE FIXED ACCOUNT
We value the amounts you allocate to the fixed account directly in dollars. The value of the fixed account equals:

•	Current Contract: the sum of your purchase payments and any purchase payment credits allocated to the regular fixed account and the Special DCA fixed account, and transfer amounts to the regular fixed account (including any positive or negative MVA on amounts transferred from the GPAs);

•	Original Contract: the sum of your purchase payments and any purchase payment credits allocated to the one-year fixed account (if included) and the DCA fixed account (if included), and transfer amounts to the one-year fixed account (including any positive or negative MVA on amounts transferred from the GPAs);

•	plus interest credited;

•	minus the sum of amounts surrendered (including any applicable surrender charges) and amounts transferred out;

•	minus any prorated portion of the contract administrative charge; and

•	minus the prorated portion of the fee for any of the following optional benefits you have selected:

– SecureSource series of riders;

– Accumulation Protector Benefit rider;

– Guarantor Withdrawal Benefit for Life rider;

– Guarantor Withdrawal Benefit rider;

– Income Assurer Benefit rider;

– Benefit Protector rider; or

– Benefit Protector Plus rider.

SUBACCOUNTS
We convert amounts you allocated to the subaccounts into accumulation units. Each time you make a purchase payment or transfer amounts into one of the subaccounts or we apply any purchase payment credits, we credit a certain number of accumulation units to your contract for that subaccount. Conversely, we subtract a certain number of accumulation units from your contract each time you take a partial surrender; transfer amounts out of a subaccount; or we assess a contract administrative charge, a surrender charge, or fee for any optional contract riders with annual charges (if applicable).

The accumulation units are the true measure of investment value in each subaccount during the accumulation period. They are related to, but not the same as, the net asset value of the fund in which the subaccount invests. The dollar value of each accumulation unit can rise or fall daily depending on the variable account expenses, performance of the fund and on certain fund expenses.

RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS 53

Here is how we calculate accumulation unit values:

Number of units: To calculate the number of accumulation units for a particular subaccount, we divide your investment by the current accumulation unit value.

Accumulation unit value: The current accumulation unit value for each subaccount equals the last value times the subaccount’s current net investment factor.

We determine the net investment factor by:

•	adding the fund’s current net asset value per share, plus the per share amount of any accrued income or capital gain dividends to obtain a current adjusted net asset value per share; then

•	dividing that sum by the previous adjusted net asset value per share; and

•	subtracting the percentage factor representing the mortality and expense risk fee and the variable account administrative charge from the result.

Because the net asset value of the fund may fluctuate, the accumulation unit value may increase or decrease. You bear all the investment risk in a subaccount.

Factors that affect subaccount accumulation units: Accumulation units may change in two ways — in number and in value.

The number of accumulation units you own may fluctuate due to:

•	additional purchase payments you allocate to the subaccounts;

•	any purchase payment credits allocated to the subaccounts;

•	transfers into or out of the subaccounts (including any positive or negative MVA on amounts transferred from the GPAs);

•	partial surrenders;

•	surrender charges;

and the deduction of a prorated portion of:

•	the contract administrative charge; and

•	the fee for any of the following optional benefits you have selected:

– SecureSource series of riders;

– Accumulation Protector Benefit rider;

– Guarantor Withdrawal Benefit for Life rider;

– Guarantor Withdrawal Benefit rider;

– Income Assurer Benefit rider;

– Benefit Protector rider; or

– Benefit Protector Plus rider.

Accumulation unit values will fluctuate due to:

•	changes in fund net asset value;

•	fund dividends distributed to the subaccounts;

•	fund capital gains or losses;

•	fund operating expenses; and

•	mortality and expense risk fee and the variable account administrative charge.

Making the Most of Your Contract

AUTOMATED DOLLAR-COST AVERAGING
Currently, you can use automated transfers to take advantage of dollar-cost averaging (investing a fixed amount at regular intervals). For example, for the Original Contract, you might transfer a set amount monthly from a relatively conservative subaccount to a more aggressive one, or to several others, or from the one-year fixed account or one-year GPA to one or more subaccounts. Automated transfers are not available for GPA terms of two or more years. You can also obtain the benefits of dollar-cost averaging by setting up regular automatic SIP payments or by establishing an interest sweep strategy. Interest sweeps are a monthly transfer of the interest earned from the one-year fixed account or one-year GPA into the subaccounts of your choice. If you participate in an interest sweep strategy the interest you earn on the one-year fixed account or one-year GPA will be less than the annual interest rate we apply because there will be no compounding. For the Current Contract, you might transfer a set amount monthly from a relatively conservative subaccount to a more aggressive one, or to several others, or from the regular fixed account to one or more subaccounts. You may not set up an automated transfer to or from the GPAs

 54  RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS

or set up an automated transfer to the regular fixed account. You can also obtain the benefits of dollar-cost averaging by setting up regular automatic SIP payments. The Current Contract does not allow an interest sweep strategy.

There is no charge for dollar-cost averaging.

This systematic approach can help you benefit from fluctuations in accumulation unit values caused by fluctuations in the market values of the funds. Since you invest the same amount each period, you automatically acquire more units when the market value falls and fewer units when it rises. The potential effect is to lower your average cost per unit.

How dollar-cost averaging works

					Number
By investing an equal number			Amount	Accumulation	of units
of dollars each month...		Month	invested	unit value	purchased

		Jan	$100	$20	5.00

		Feb	100	18	5.56

you automatically buy		Mar	100	17	5.88

more units when the	è	Apr	100	15	6.67

per unit market price is low...		May	100	16	6.25

		Jun	100	18	5.56

		Jul	100	17	5.88

and fewer units		Aug	100	19	5.26

when the per unit	è	Sept	100	21	4.76

market price is high.		Oct	100	20	5.00

You paid an average price of $17.91 per unit over the 10 months, while the average market price actually was $18.10.

Dollar-cost averaging does not guarantee that any subaccount will gain in value nor will it protect against a decline in value if market prices fall. Because dollar-cost averaging involves continuous investing, your success will depend upon your willingness to continue to invest regularly through periods of low price levels. Dollar-cost averaging can be an effective way to help meet your long-term goals. For specific features contact your investment professional.

Dollar-cost averaging as described in this section is not available when the PN program is in effect. However, subject to certain restrictions, dollar-cost averaging is available through the Special DCA fixed account (Current Contract) and the DCA fixed account (Original Contract). See the “Special DCA Fixed Account”, “DCA Fixed Account” and “Portfolio Navigator Program” sections in this prospectus for details.

ASSET REBALANCING
You can ask us in writing to automatically rebalance the subaccount portion of your contract value either quarterly, semiannually, or annually. The period you select will start to run on the date we record your request. On the first valuation date of each of these periods, we automatically will rebalance your contract value so that the value in each subaccount matches your current subaccount percentage allocations. These percentage allocations must be in whole numbers. There is no charge for asset rebalancing. The contract value must be at least $2,000.

You can change your percentage allocations or your rebalancing period at any time by contacting us in writing. We will restart the rebalancing period you selected as of the date we record your change. You also can ask us in writing to stop rebalancing your contract value. You must allow 30 days for us to change any instructions that currently are in place. For more information on asset rebalancing, contact your investment professional.

Different rules apply to asset rebalancing under the PN program (see “Portfolio Navigator Program” below and “Appendix H — Asset Allocation Program for Contracts with Applications Signed Before May 1, 2006”).

As long as you are not participating in a PN program, asset rebalancing is available for use with the Special DCA fixed account (Current Contract) and the DCA fixed account (Original Contract) (see “Special DCA Fixed Account” and “DCA Fixed Account”) only if your subaccount allocation for asset rebalancing is exactly the same as your subaccount allocation for transfers from the Special DCA fixed account and the DCA fixed account. If you change your subaccount allocations under the asset rebalancing program or the Special DCA fixed account and the DCA fixed account, we will automatically change the subaccount allocations so they match. If you do not wish to have the subaccount allocation be the same for the asset rebalancing program and the Special DCA fixed account and the DCA fixed account, you must terminate the asset rebalancing program or the Special DCA fixed account and the DCA fixed account, as you may choose.

RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS 55

PORTFOLIO NAVIGATOR PROGRAM (PN program)
Under the PN program for the living benefit riders, your contract value is allocated to a PN program investment option (except as described in the next paragraph). The PN program investment options are currently five funds of funds, each of which invests in underlying funds in proportions that vary among the funds of funds in light of each fund of funds’ investment objective (“Portfolio Navigator funds”). The PN program is available for both nonqualified and qualified annuities.

The PN program also allows those who participated in a previous version of the PN program and who previously opted out of the transfer of their contract value to Portfolio Navigator funds to remain invested in accordance with a “static” PN program model portfolio investment option that is not subject to updating or reallocation. For more information on the static model portfolios, see “The static model portfolios” below.

You are required to participate in the PN program if your contract includes optional living benefit riders. If your contract does not include one of these riders, you may not participate in the PN program; but you may choose to allocate your contract value to one or more of the Portfolio Navigator funds without being in the PN program. You should review any PN program information, including the prospectus for the funds of funds, carefully. Your investment professional can provide you with additional information and can answer questions you may have on the PN program.

The Portfolio Navigator funds. Each of the Portfolio Navigator funds is a fund of funds with the investment objective of seeking a high level of total return consistent with a certain level of risk by investing in various underlying funds. The funds of funds have objectives ranging from Conservative to Aggressive, and are managed within asset class allocation targets and with a broad multi-manager approach. Columbia Management Investment Advisers is the investment adviser of each of the funds of funds, and Columbia Management Investment Advisers or an affiliate is the investment adviser of each of the underlying funds in which the funds of funds invest. Morningstar Associates, LLC serves as an independent consultant to Columbia Management Investment Advisers to provide recommendations regarding portfolio construction and ongoing analysis of the funds of funds. Neither Columbia Management Investment Advisers nor Morningstar Associates, LLC serves as your investment adviser as to the allocation of your contract value under the PN program (regardless of whether you have selected a PN program investment option or have chosen to remain in a static model portfolio). Some of the underlying funds are managed on a day-to-day basis directly by Columbia Management Investment Advisers and some are managed by one or more affiliated or unaffiliated sub-advisers, subject to the oversight of Columbia Management Investment Advisers and the fund’s board of trustees.

Below are the target asset allocation weights (between equity and fixed income/cash underlying funds) for each of the funds of funds:

1. Variable Portfolio – Aggressive Portfolio: 80% Equity / 20% Fixed Income

2. Variable Portfolio – Moderately Aggressive Portfolio: 65% Equity / 35% Fixed Income

3. Variable Portfolio – Moderate Portfolio: 50% Equity / 50% Fixed Income

4. Variable Portfolio – Moderately Conservative Portfolio: 35% Equity / 65% Fixed Income

5. Variable Portfolio – Conservative Portfolio: 20% Equity / 80% Fixed Income

Fund of funds conflicts of interest. In providing investment advisory services for the funds of funds and the underlying funds in which the funds of funds invest, Columbia Management Investment Advisers is, together with its affiliates, including us, subject to competing interests that may influence its decisions. These competing interests typically arise because Columbia Management Investment Advisers or one of its affiliates serves as the investment adviser to the underlying funds and may provide other services in connection with such underlying funds, and because the compensation we and our affiliates receive for providing these investment advisory and other services varies depending on the underlying fund. For additional information about the conflicts of interest to which Columbia Management Investment Advisers and its affiliates are subject, see the funds of funds prospectus.

The static model portfolios. If you have chosen to remain invested in a “static” PN program model portfolio investment option, your assets will remain invested in accordance with your current model portfolio, and you will not be provided with any updates to the model portfolio or reallocation recommendations. (The last such reallocation recommendation was provided in 2009.) Each model portfolio consists of underlying funds and/or any GPAs (if included) according to the allocation percentages stated for the model portfolio. If you are participating in the PN program through a model portfolio, you instruct us to automatically rebalance your contract value quarterly in order to maintain alignment with these allocation percentages.

If you own a contract with a living benefit rider which requires you to participate in the PN program and have chosen to remain in a PN program model portfolio, you may in the future transfer the assets in your contract only to one of the fund of funds investment options. If you begin taking income from your contract and have a living benefit rider that requires a move

 56  RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS

to a certain model portfolio once you begin taking income, you will be transferred to the fund of funds that corresponds to that model portfolio.

Special rules apply to the GPAs if they are included in a model portfolio. Under these rules:

•	no MVA will apply when rebalancing occurs within a specific model portfolio (but an MVA may apply if you elect to transfer to a fund of funds);

•	no MVA will apply when you elect an annuity payout plan while your contract value is invested in a model portfolio. (See “Guarantee Period Accounts — Market Value Adjustment.”)

If you choose to remain in a static model portfolio, the investments and investment styles and policies of the underlying funds in which your contract value is invested may change. Accordingly, your model portfolio may change so that it is no longer appropriate for your needs, even though your allocations to underlying funds do not change. Furthermore, the absence of periodic updating means that existing underlying funds will not be replaced as may be appropriate due to poor performance, changes in management personnel, or other factors.

Although the model portfolios are no longer maintained on an ongoing basis, the asset allocations in the model portfolios may have been affected by conflicts of interest similar to those to which the funds of funds are subject. Certain of the underlying funds in the model portfolios are managed by Columbia Management Investment Advisers or an affiliate while others are not, and we or our affiliate had an incentive to specify greater allocation percentages for the affiliated underlying funds.

Participating in the PN program. You are responsible for determining which investment option is best for you. Your investment professional can help you make this determination. In addition, your investment professional may provide you with an investor questionnaire, a tool to help define your investing style that is based on factors such as your investment goals, your tolerance for risk and how long you intend to invest. Your responses to the investor questionnaire can help you determine which investment option most closely matches your investing style. While the scoring of the investor questionnaire is objective, there is no guarantee that your responses to the investor questionnaire accurately reflect your tolerance for risk. Similarly, there is no guarantee that the investment option you select or have selected after completing the investor questionnaire is appropriate to your ability to withstand investment risk. RiverSource Life is not responsible for your selection of a specific investment option or your decision to change to a different investment option.

Currently, there are five Portfolio Navigator funds (and under the previous PN program, five static model portfolios investment options), ranging from conservative to aggressive. You may not use more than one investment option at a time.

If you initially allocate qualifying purchase payments to the DCA fixed account (Original Contract) or Special DCA fixed account (Current Contract), when available (see “The Special DCA Fixed Account” and “DCA Fixed Account”), and you are participating in the PN program, we will make monthly transfers in accordance with your instructions from the DCA fixed account (Original Contract) or Special DCA fixed account (Current Contract), into the investment option or model portfolio you have chosen.
You may request a change to your fund of funds (or a transfer from your model portfolio to a fund of funds) up to twice per contract year by written request on an authorized form or by another method agreed to by us. If you make such a change, we may charge you a higher fee for your rider. If your contract includes a SecureSource series rider, we reserve the right to limit the number of changes if required to comply with the written instructions of a fund (see “Market Timing”). If your contract includes the GWB for Life rider or SecureSource series rider, we reserve the right to limit the number of investment options from which you can select, subject to state restrictions.
We reserve the right to change the terms and conditions of the PN program upon written notice to you. This includes but is not limited to the right to:

•	limit your choice of investment options based on the amount of your initial purchase payment;

•	cancel required participation in the program after 30 days written notice;

•	substitute a fund of funds for your model portfolio, if applicable, if permitted under applicable securities law; and

•	discontinue the PN program after 30 days written notice.
Risks. Asset allocation through the PN program does not guarantee that your contract will increase in value nor will it protect against a decline in value if market prices fall. By investing in a fund of funds, you may be able to reduce the volatility in your contract value, but there is no guarantee that this will happen. For additional information about the risks of investing in a Portfolio Navigator funds of funds, see funds of funds prospectus.

RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS 57

Living benefits requiring participation in the PN program:

•	Accumulation Protector Benefit rider: You cannot terminate the Accumulation Protector Benefit rider. As long as the Accumulation Protector Benefit rider is in effect, your contract value must be invested in one of the PN program investment options. For contracts with applications signed on or after Jan. 26, 2009, you cannot select the Aggressive investment option, or transfer to the Aggressive investment option while the rider is in effect. The Accumulation Protector Benefit rider automatically ends at the end of the waiting period and you then have the option to cancel your participation in the PN program. At all other times, if you do not want to invest in any of the PN program investment options, you must terminate your contract by requesting a full surrender. Surrender charges and tax penalties may apply. Therefore, you should not select the Accumulation Protector Benefit rider if you do not intend to continue participating in the PN program (as it now exists or as we may modify it in the future) until the end of the waiting period.

•	SecureSource series or Guarantor Withdrawal Benefit for Life riders : The SecureSource series or the Guarantor Withdrawal Benefit for Life riders require that your contract value be invested in one of the PN program investment options for the life of the contract. Subject to state restrictions, we reserve the right to limit the number of investment options from which you can select based on the dollar amount of purchase payments you make. Because you cannot terminate the SecureSource series rider or the Guarantor Withdrawal Benefit for Life rider once you have selected it, you must terminate your contract by requesting a full surrender if you do not want to invest in any of the PN program investment options. Surrender charges and tax penalties may apply. Therefore, you should not select the SecureSource series or Guarantor Withdrawal Benefit for Life rider if you do not intend to continue participating in the PN program (as it now exists or as we may modify it in the future) for the life of the contract.

•	Guarantor Withdrawal Benefit rider: The Guarantor Withdrawal Benefit rider requires that your contract value be invested in one of the PN program investment options for the life of the contract and because you cannot terminate the Guarantor Withdrawal Benefit rider once you have selected it, you must terminate your contract by requesting a full surrender if you do not want to invest in any of the PN program investment options. Surrender charges and tax penalties may apply. Therefore, you should not select the Guarantor Withdrawal Benefit rider if you do not intend to continue participating in the PN program (as it now exists or as we may modify it in the future) for the life of the contract.

•	Income Assurer Benefit rider: The Income Assurer Benefit rider requires that your contract value be invested in one of the PN program investment options for the life of the contract. You can terminate the Income Assurer Benefit rider during the 30-day period after the first rider anniversary and at any time after the expiration of the waiting period. At all other times you cannot terminate the Income Assurer Benefit rider once you have selected it and you must terminate your contract by requesting a full surrender if you do not want to invest in any of the PN program investment options. Surrender charges and tax penalties may apply. Therefore, you should not select the Income Assurer Benefit rider if you do not intend to continue participating in the PN program (as it now exists or as we may modify it in the future) for the life of the contract.

TRANSFERRING AMONG ACCOUNTS
The transfer rights discussed in this section do not apply while the PN program is in effect.

For the Current Contract, you may transfer contract value from any one subaccount, GPAs, the regular fixed account and the Special DCA fixed account to another subaccount before the annuitization start date. For the Original Contract, you may transfer contract value from any one subaccount, GPAs, the one-year fixed account, or the DCA fixed account to another subaccount before the annuitization start date. Certain restrictions apply to transfers involving the GPAs, the regular fixed account and the one-year fixed account. You may not transfer contract value to the Special DCA fixed account or the DCA fixed account. You may not transfer contract value from the Special DCA fixed account or the DCA fixed account except as part of automated monthly transfers.

The date your request to transfer will be processed depends on when we receive it:

•	If we receive your transfer request at our corporate office in good order before the close of business, we will process your transfer using the accumulation unit value we calculate on the valuation date we received your transfer request.

•	If we receive your transfer request at our corporate office in good order at or after the close of business, we will process your transfer using the accumulation unit value we calculate on the next valuation date after we received your transfer request.

There is no charge for transfers. Before making a transfer, you should consider the risks involved in changing investments. Transfers out of the GPAs will be subject to an MVA if done more than 30 days before the end of the guarantee period, unless an exception applies.

We may suspend or modify transfer privileges at any time.

For information on transfers after annuity payouts begin, see “Transfer policies” below.

 58  RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS

Transfer policies
Current Contract:

•	Before the annuitization start date, you may transfer contract values between the subaccounts, or from the subaccounts to the GPAs and the regular fixed account at any time. However, if you made a transfer from the regular fixed account to the subaccounts or the GPAs, took a partial surrender from the fixed account or terminated automated transfers from the Special DCA fixed account, you may not make a transfer from any subaccount or GPA to the regular fixed account for six months following that transfer, partial surrender or termination.

•	You may transfer contract values from the regular fixed account to the subaccounts or the GPAs once a year on or within 30 days before or after the contract anniversary (except for automated transfers, which can be set up at any time for certain transfer periods subject to certain minimums). Transfers from the regular fixed account are not subject to an MVA. You may transfer the entire contract value to the regular fixed account. Subject to state restrictions, we reserve the right to limit transfers to the regular fixed account at any time on a non-discriminatory basis with notification. Transfers out of the regular fixed account, including automated transfers, are limited to 30% of regular fixed account value at the beginning of the contract year(1) or $10,000, whichever is greater. Because of this limitation, it may take you several years to transfer all your contract value from the regular fixed account. You should carefully consider whether the regular fixed account meets your investment criteria before you invest. Subject to state restrictions, we reserve the right to change the percentage allowed to be transferred from the regular fixed account at any time on a non-discriminatory basis with notification.

•	You may transfer contract values from a GPA any time after 60 days of transfer or payment allocation to the account. Transfers made more than 30 days before the end of the guarantee period will receive an MVA, which may result in a gain or loss of contract value, unless an exception applies (see “The Guarantee Period Accounts (GPAs) — Market Value Adjustment (MVA)”).

•	You may not transfer contract values from the subaccounts, the GPAs or the regular fixed account into the Special DCA fixed account. However, you may transfer contract values as automated monthly transfers from the Special DCA fixed account to the subaccounts or the PN program model portfolio or investment option in effect. (See “Special DCA Fixed Account.”)

•	After the annuitization start date, you may not make transfers to or from the GPAs or the fixed account, but you may make transfers once per contract year among the subaccounts. During the annuity payout period, we reserve the right to limit the number of subaccounts in which you may invest. On the annuitization start date, you must transfer all contract value out of your GPAs and Special DCA fixed account.

(1)	All purchase payments and purchase payment credits received into the regular fixed account prior to your transfer request are considered your beginning of contract year value during the first contract year.

Original Contract:

•	Before the annuitization start date, you may transfer contract values between the subaccounts, or from the subaccounts to the GPAs and the one-year fixed account if part of your contract, at any time. However, if you made a transfer from the one-year fixed account to the subaccounts or the GPAs, you may not make a transfer from any subaccount or GPA back to the one-year fixed account for six months following that transfer.

•	You may transfer contract values from the one-year fixed account to the subaccounts or the GPAs once a year on or within 30 days before or after the contract anniversary (except for automated transfers, which can be set up at any time for certain transfer periods subject to certain minimums). Transfers from the one-year fixed account are not subject to an MVA. The amount of contract value transferred to the one-year fixed account cannot result in the value of the one-year fixed account being greater than 30% of the contract value. Transfers out of the one-year fixed account are limited to 30% of one-year fixed account values at the beginning of the contract year or $10,000, whichever is greater. Because of this limitation, it may take you several years to transfer all your contract value from the one-year fixed account. You should carefully consider whether the one-year fixed account meets your investment criteria before you invest. Subject to state restrictions, we reserve the right to further limit transfers to or from the one-year fixed account if the interest rate we are then crediting on new purchase payments allocated to the one-year fixed account is equal to the minimum interest rate stated in the contract.

•	You may transfer contract values from a GPA any time after 60 days of transfer or payment allocation to the account. Transfers made more than 30 days before the end of the guarantee period will receive an MVA, which may result in a gain or loss of contract value, unless an exception applies (see “The Guarantee Period Accounts (GPAs) — Market Value Adjustment (MVA)”).

•	You may not transfer contract values from the subaccounts, the GPAs, or the one-year fixed account into the DCA fixed account. However, you may transfer contract values as automated monthly transfers from the DCA fixed account to any of the investment options available under your contract, subject to investment minimums and other restrictions we may impose on investments in the one-year fixed account and the GPA, as described above. (See “DCA Fixed Account.”)

RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS 59

•	After the annuitization start date, you may not make transfers to or from the GPAs or the fixed account, but you may make transfers once per contract year among the subaccounts. During the annuity payout period, we reserve the right to limit the number of subaccounts in which you may invest. On the annuitization start date, you must transfer all contract value out of your GPAs and DCA fixed account.

Market Timing
Market timing can reduce the value of your investment in the contract. If market timing causes the returns of an underlying fund to suffer, contract value you have allocated to a subaccount that invests in that underlying fund will be lower too. Market timing can cause you, any joint owner of the contract and your beneficiary(ies) under the contract a financial loss.

Funds available as investment options under the contract that invest in securities that trade in overseas securities markets may be at greater risk of loss from market timing, as market timers may seek to take advantage of changes in the values of securities between the close of overseas markets and the close of U.S. markets. Also, the risks of market timing may be greater for underlying funds that invest in securities such as small cap stocks, high yield bonds, or municipal securities, that may be traded infrequently.

We seek to prevent market timing. Market timing is frequent or short-term trading activity. We do not accommodate short-term trading activities. Do not buy a contract if you wish to use short-term trading strategies to manage your investment. The market timing policies and procedures described below apply to transfers among the subaccounts within the contract. The underlying funds in which the subaccounts invest have their own market timing policies and procedures. The market timing policies of the underlying funds may be more restrictive than the market timing policies and procedures we apply to transfers among the subaccounts of the contract, and may include redemption fees. We reserve the right to modify our market timing policies and procedures at any time without prior notice to you.

Market timing may hurt the performance of an underlying fund in which a subaccount invests in several ways, including but not necessarily limited to:

•	diluting the value of an investment in an underlying fund in which a subaccount invests;

•	increasing the transaction costs and expenses of an underlying fund in which a subaccount invests; and,

•	preventing the investment adviser(s) of an underlying fund in which a subaccount invests from fully investing the assets of the fund in accordance with the fund’s investment objectives.

In order to help protect you and the underlying funds from the potentially harmful effects of market timing activity, we apply the following market timing policy to discourage frequent transfers of contract value among the subaccounts of the variable account:

We try to distinguish market timing from transfers that we believe are not harmful, such as periodic rebalancing for purposes of an asset allocation, dollar-cost averaging and asset rebalancing program that may be described in this prospectus. There is no set number of transfers that constitutes market timing. Even one transfer in related accounts may be market timing. We seek to restrict the transfer privileges of a contract owner who makes more than three subaccount transfers in any 90 day period. We also reserve the right to refuse any transfer request, if, in our sole judgment, the dollar amount of the transfer request would adversely affect unit values.

If we determine, in our sole judgment, that your transfer activity constitutes market timing, we may modify, restrict or suspend your transfer privileges to the extent permitted by applicable law, which may vary based on the state law that applies to your contract and the terms of your contract. These restrictions or modifications may include, but not be limited to:

•	requiring transfer requests to be submitted only by first-class U.S. mail;

•	not accepting hand-delivered transfer requests or requests made by overnight mail;

•	not accepting telephone or electronic transfer requests;

•	requiring a minimum time period between each transfer;

•	not accepting transfer requests of an agent acting under power of attorney;

•	limiting the dollar amount that you may transfer at any one time;

•	suspending the transfer privilege; or

•	modifying instructions under an automated transfer program to exclude a restricted fund if you do not provide new instructions.

Subject to applicable state law and the terms of each contract, we will apply the policy described above to all contract owners uniformly in all cases. We will notify you in writing after we impose any modification, restriction or suspension of your transfer rights.

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We cannot guarantee that we will be able to identify and restrict all market timing activity. Because we exercise discretion in applying the restrictions described above, we cannot guarantee that we will be able to restrict all market timing activity. In addition, state law and the terms of some contracts may prevent us from stopping certain market timing activity. Market timing activity that we are unable to identify and/or restrict may impact the performance of the underlying funds and may result in lower contract values.

In addition to the market timing policy described above, which applies to transfers among the subaccounts within your contract, you should carefully review the market timing policies and procedures of the underlying funds. The market timing policies and procedures of the underlying funds may be materially different than those we impose on transfers among the subaccounts within your contract and may include mandatory redemption fees as well as other measures to discourage frequent transfers. As an intermediary for the underlying funds, we are required to assist them in applying their market timing policies and procedures to transactions involving the purchase and exchange of fund shares. This assistance may include, but not be limited to, providing the underlying fund upon request with your Social Security Number, Taxpayer Identification Number or other United States government-issued identifier, and the details of your contract transactions involving the underlying fund. An underlying fund, in its sole discretion, may instruct us at any time to prohibit you from making further transfers of contract value to or from the underlying fund, and we must follow this instruction. We reserve the right to administer and collect on behalf of an underlying fund any redemption fee imposed by an underlying fund. Market timing policies and procedures adopted by underlying funds may affect your investment in the contract in several ways, including but not limited to:

•	Each fund may restrict or refuse trading activity that the fund determines, in its sole discretion, represents market timing.

•	Even if we determine that your transfer activity does not constitute market timing under the market timing policies described above which we apply to transfers you make under the contract, it is possible that the underlying fund’s market timing policies and procedures, including instructions we receive from a fund may require us to reject your transfer request. For example, while we disregard transfers permitted under any asset allocation, dollar-cost averaging and asset rebalancing programs that may be described in this prospectus, we cannot guarantee that an underlying fund’s market timing policies and procedures will do so. Orders we place to purchase fund shares for the variable account are subject to acceptance by the fund. We reserve the right to reject without prior notice to you any transfer request if the fund does not accept our order.

•	Each underlying fund is responsible for its own market timing policies, and we cannot guarantee that we will be able to implement specific market timing policies and procedures that a fund has adopted. As a result, a fund’s returns might be adversely affected, and a fund might terminate our right to offer its shares through the variable account.

•	Funds that are available as investment options under the contract may also be offered to other intermediaries who are eligible to purchase and hold shares of the fund, including without limitation, separate accounts of other insurance companies and certain retirement plans. Even if we are able to implement a fund’s market timing policies, we cannot guarantee that other intermediaries purchasing that same fund’s shares will do so, and the returns of that fund could be adversely affected as a result.

For more information about the market timing policies and procedures of an underlying fund, the risks that market timing pose to that fund, and to determine whether an underlying fund has adopted a redemption fee, see that fund’s prospectus.

HOW TO REQUEST A TRANSFER OR SURRENDER

 1 By letter

Send your name, contract number, Social Security Number or Taxpayer Identification Number* and signed request for a transfer or surrender to our corporate office:

RiverSource Life Insurance Company
829 Ameriprise Financial Center
Minneapolis, MN 55474

Current Contract:

Minimum amount
Transfers or surrenders: $250 or entire subaccount balance**

Original Contract:

Minimum amount
Transfers or surrenders:  $500 or entire account balance

RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS 61

All Contracts:

Maximum amount
Transfers or surrenders:  Contract value or entire account balance

*	Failure to provide a Social Security Number or Taxpayer Identification Number may result in mandatory tax withholding on the taxable portion of the distribution.
**	The contract value after a partial surrender must be at least $500.

 2 By automated transfers and automated partial surrenders

Your investment professional can help you set up automated transfers among your subaccounts, regular fixed account (Current Contract), the one-year fixed account (Original Contract) or GPAs or automated partial surrenders from the GPAs, regular fixed account, one-year fixed account, Special DCA fixed account (Current Contract), DCA fixed account (Original Contract) or the subaccounts.

You can start or stop this service by written request or other method acceptable to us.

You must allow 30 days for us to change any instructions that are currently in place.

•	Automated transfers from the one-year fixed account (Original Contact only) to any one of the subaccounts may not exceed an amount that, if continued, would deplete the one-year fixed account within 12 months.

•	Automated transfers from the regular fixed account (Current Contract only) are limited to 30% of the regular fixed account values at the beginning of the contract year or $10,000, whichever is greater.

•	Automated surrenders may be restricted by applicable law under some contracts.

•	You may not make additional purchase payments if automated partial surrenders are in effect.

•	If the PN program is in effect, you are not allowed to set up automated transfers except in connection with a Special DCA fixed account (Current Contract) or DCA fixed account (Original Contract) (see “Special DCA Fixed Account”, “Fixed Account — DCA Fixed Account” and “Making the Most of Your Contract — Portfolio Navigator Program”).

•	Automated partial surrenders may result in income taxes and penalties on all or part of the amount surrendered.

•	If you have one of the SecureSource series of riders, the Guarantor Withdrawal Benefit for Life rider or the Guarantor Withdrawal Benefit rider, you may set up automated partial surrenders up to the benefit amount available for withdrawal under the rider.

Minimum amount

Current Contract:

Transfers or surrenders:	$50

Original Contract:

Transfers or surrenders:	$100 monthly $250 quarterly, semiannually or annually

 3 By phone

Call:
1-800-333-3437

Minimum amount

Current Contract:

Transfers or surrenders:  $250 or entire contract balance

Original Contract:

Transfers or surrenders:  $500 or entire account balance

Maximum amount

Current Contract:

Transfers:                Contract value or entire account balance
Surrenders:                $100,000

Original Contract:

Transfers:                Contract value or entire account balance
Surrenders:                $25,000

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We answer telephone requests promptly, but you may experience delays when the call volume is unusually high. If you are unable to get through, use the mail procedure as an alternative.

We will honor any telephone transfer or surrender requests that we believe are authentic and we will use reasonable procedures to confirm that they are. This includes asking identifying questions and recording calls. We will not allow a telephone surrender within 30 days of a phoned-in address change. As long as we follow the procedures, we (and our affiliates) will not be liable for any loss resulting from fraudulent requests.

Telephone transfers and surrenders are automatically available. You may request that telephone transfers and surrenders not be authorized from your account by writing to us.

Surrenders

You may surrender all or part of your contract at any time before the annuitization start date by sending us a written request or calling us. If we receive your surrender request in good order at our corporate office before the close of business, we will process your surrender using the accumulation unit value we calculate on the valuation date we received your surrender request. If we receive your surrender request at our corporate office at or after the close of business, we will process your surrender using the accumulation unit value we calculate on the next valuation date after we received your surrender request. We may ask you to return the contract. You may have to pay a contract administrative charge, surrender charges or any applicable optional rider charges (see “Charges”), federal income taxes and penalties. State and local income taxes may also apply (see “Taxes”). You cannot make surrenders after the annuitization start date except under Variable Annuity Payout Plan E. (See “The Annuity Payout Period — Annuity Payout Plans.”)

Any partial surrenders you take under the contract will reduce your contract value. As a result, the value of your death benefit or any optional benefits you have elected will also be reduced. If you have elected one of the SecureSource series of riders, the Guarantor Withdrawal Benefit for Life rider or the Guarantor Withdrawal Benefit rider and your partial surrenders in any contract year exceed the permitted surrender amount under the terms of the rider, your benefits under the rider may be reduced (see “Optional Benefits”). The first partial surrender request during the first contract year, for the SecureSource Stages 2 rider and any partial surrender request that reverses previous step-ups during the 3-year waiting period or exceeds the amount allowed under the riders and impacts the guarantees provided, will not be considered in good order until we receive a signed Benefit Impact Acknowledgement. This form shows the projected effect of the surrender on the rider benefits or a verbal acknowledgement that you understand and accept the impacts that have been explained to you.

In addition, surrenders you are required to take to satisfy RMDs under the Code may reduce the value of certain death benefits and optional benefits (see “Taxes — Qualified Annuities — Required Minimum Distributions”).

SURRENDER POLICIES
Current Contract:
If you have a balance in more than one account and you request a partial surrender, we will automatically surrender from all your subaccounts, GPAs, the Special DCA fixed account and/or the regular fixed account in the same proportion as your value in each account correlates to your total contract value, unless requested otherwise(1). The minimum contract value after partial surrender is $500.

Original Contract:
If you have a balance in more than one account and you request a partial surrender, we will automatically surrender from all your subaccounts, GPAs, the DCA fixed account and/or the one-year fixed account in the same proportion as your value in each account correlates to your total contract value, unless requested otherwise.(1)

After executing a partial surrender, the value in the one-year fixed account and each GPA and subaccount must be either zero or at least $50.

(1)	If you elected one of the SecureSource series of riders, you do not have the option to request from which account to surrender.

RECEIVING PAYMENT
By regular or express mail:

•	payable to you;

•	mailed to address of record.

NOTE: We will charge you a fee if you request express mail delivery.

Normally, we will send the payment within seven days after receiving your request in good order. However, we may postpone the payment if:

– the surrender amount includes a purchase payment check that has not cleared;

RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS 63

– the NYSE is closed, except for normal holiday and weekend closings;

– trading on the NYSE is restricted, according to SEC rules;

– an emergency, as defined by SEC rules, makes it impractical to sell securities or value the net assets of the accounts; or

– the SEC permits us to delay payment for the protection of security holders.

TSA — Special Provisions

PARTICIPANTS IN TAX-SHELTERED ANNUITIES
If the contract is intended to be used in connection with an employer sponsored 403(b) plan, additional rules relating to this contract can be found in the annuity endorsement for tax sheltered 403(b) annuities. Unless we have made special arrangements with your employer, the contract is not intended for use in connection with an employer sponsored 403(b) plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). In the event that the employer either by affirmative election or inadvertent action causes contributions under a plan that is subject to ERISA to be made to this contract, we will not be responsible for any obligations and requirements under ERISA and the regulations thereunder, unless we have prior written agreement with the employer. You should consult with your employer to determine whether your 403(b) plan is subject to ERISA.

In the event we have a written agreement with your employer to administer the plan pursuant to ERISA, special rules apply as set forth in the TSA endorsement.

The employer must comply with certain nondiscrimination requirements for certain types of contributions under a TSA contract to be excluded from taxable income. You should consult your employer to determine whether the nondiscrimination rules apply to you.

The Code imposes certain restrictions on your right to receive early distributions from a TSA:

•	Distributions attributable to salary reduction contributions (plus earnings) made after Dec. 31, 1988, or to transfers or rollovers from other contracts, may be made from the TSA only if:

–	you are at least age 59 1/2;

–	you are disabled as defined in the Code;

–	you severed employment with the employer who purchased the contract;

–	the distribution is because of your death;

–	the distribution is due to plan termination; or

–	you are a military reservist.

•	If you encounter a financial hardship (as provided by the Code), you may be eligible to receive a distribution of all contract values attributable to salary reduction contributions made after Dec. 31, 1988, but not the earnings on them.

•	Even though a distribution may be permitted under the above rules, it may be subject to IRS taxes and penalties (see “Taxes”)

•	The above restrictions on distributions do not affect the availability of the amount credited to the contract as of Dec. 31, 1988. The restrictions also do not apply to transfers or exchanges of contract value within the contract, or to another registered variable annuity contract or investment vehicle available through the employer.

Changing the Annuitant

For the Current Contract, if you have a nonqualified annuity and are a natural person (excluding a revocable trust), you may change the annuitant or contingent annuitant if the request is made prior to the annuitization start date and while the existing annuitant or contingent annuitant is living. The change will become binding on us when we receive it. If you and the annuitant are not the same person and the annuitant dies before the annuitization start date, the owner becomes the annuitant unless a contingent annuitant has been previously selected. You may not change the annuitant if you have a qualified annuity or there is non-natural or revocable trust ownership.

For the Original Contract, annuitant changes are not allowed.

Changing Ownership

You may change ownership of your nonqualified annuity at any time by completing a change of ownership form we approve and sending it to our corporate office. We will honor any change of ownership request received in good order that we believe is authentic and we will use reasonable procedures to confirm authenticity. If we follow these procedures, we will not take any responsibility for the validity of the change.

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If you have a nonqualified annuity, you may incur income tax liability by transferring, assigning or pledging any part of it. (See “Taxes.”)

If you have a qualified annuity, you may not sell, assign, transfer, discount or pledge your contract as collateral for a loan, or as security for the performance of an obligation or for any other purpose except as required or permitted by the Code. However, if the owner is a trust or custodian, or an employer acting in a similar capacity, ownership of the contract may be transferred to the annuitant.

Please consider carefully whether or not you wish to change ownership of your annuity contract. If you elected any optional contract features or riders and any owner was not an owner before the change, all owners (including any prior owner who is still an owner after the ownership change) (along with the annuitant for the Original Contract) will be subject to all limitations and/or restrictions of those features or riders just as if they were purchasing a new contract.

If you have an Income Assurer Benefit rider and/or the Benefit Protector Plus rider, the riders will terminate upon transfer of ownership of the annuity contract.

For the Original Contract, our current administrative practice is that if you have the Benefit Protector rider, the owner can choose to terminate the Benefit Protector rider during the 30-day window following the effective date of the ownership change.

For the Current Contract, if you have the Benefit Protector rider, if any owner is older than age 75 immediately following the ownership change, the rider will terminate upon change of ownership. If all owners are younger than age 76, the rider continues unless the owner chooses to terminate it during the 30-day window following the effective date of the ownership change. The Benefit Protector death benefit values may be reset (see “Optional Death Benefits – Benefit Protector Death Benefit Rider”).

For the Current Contract, the death benefit may change due to a change of ownership. If any owner is older than age 85 immediately following the ownership change, the MAV Death Benefit, 5% Accumulation Death Benefit and EDB will terminate, the ROPP Death Benefit will be unavailable, and the Contract Value Death Benefit will apply. If any owner is older than age 79 but all owners are younger than age 86, the MAV Death Benefit, the 5% Accumulation Death Benefit, and the EDB will terminate and the ROPP Death Benefit will apply. If all owners are age 79 or younger, the ROPP Death Benefit, MAV Death Benefit, 5% Accumulation Death Benefit or EDB will continue. The ROPP Death Benefit, MAV Death Benefit, 5% Accumulation Death Benefit and EDB values may be reset (see “Benefits in the Case of Death”). If the death benefit that applies to your contract changes due to an ownership change, the mortality and expense risk fee may change as well (see “Charges – Mortality and Expense Risk Fee”).

The SecureSource series – Joint Life rider, if selected, only allows transfer of the ownership of the annuity contract between covered spouses or their revocable trust(s); no other ownership changes are allowed while this rider is in force, subject to state restrictions. For the SecureSource Stages 2 – Joint Life rider, if ownership is transferred from a covered spouse to their revocable trust(s), the annuitant must be one of the covered spouses. The Accumulation Protector Benefit, the SecureSource – Single Life, the Guarantor Withdrawal Benefit for Life and the Guarantor Withdrawal Benefit riders will continue upon transfer of ownership of the annuity contract and the values may be reset. For SecureSource rider and Guarantor Withdrawal Benefit for Life rider, any ownership change that impacts the guarantees provided will not be considered in good order until we receive a signed Benefit Impact Acknowledgement form showing the projected effect of the ownership change on the rider benefits or a verbal acknowledgement that you understand and accept the impacts that have been explained to you. For the Secure Source Stages 2 – Single Life riders, Secure Source 20 – Single Life and SecureSource Stages – Single Life riders, an ownership change that results in different covered person will terminate the rider, subject to state restrictions. (See “Optional Benefits.”)

Benefits in Case of Death

Current Contract:
(applications signed on or after Nov. 30, 2009, subject to state availability)

We will pay the death benefit, less any purchase payment credits subject to reversal, to your beneficiary upon your death if you die before the annuitization start date while this contract is in force. If a contract has more than one person as the owner, we will pay the benefits upon the first to die of any owner. The basic death benefit available under your contract at contract issue is the ROPP Death Benefit. In addition to the ROPP Death Benefit, we also offer the following optional death benefits at contract issue:

•	MAV Death Benefit;

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•	5% Accumulation Death Benefit; or

•	Enhanced Death Benefit.

If it is available in your state and if you are age 79 or younger at contract issue, you can elect any one of the above optional death benefits. If you are age 80 or older at contract issue, the ROPP Death Benefit will apply.

Once you elect a death benefit, you cannot change it; however the death benefit that applies to your contract may change due to an ownership change (see “Changing Ownership”) or continuation of the contract by the spouse under the spousal continuation provision.

We show the death benefit that applies to your contract at issue on your contract’s data page. The death benefit determines the mortality and expense risk fee that is assessed against the subaccounts. (See “Charges — Mortality and Expense Risk Fee.”)

We will base the benefit paid on the death benefit coverage in effect on the date of your death.

Here are some terms that are used to describe the death benefits:

Adjusted partial surrenders (calculated for ROPP and MAV Death Benefits)	=	PS × DB CV

PS = the amount by which the contract value is reduced as a result of the partial surrender.

DB = the applicable ROPP value or MAV on the date of (but prior to) the partial surrender

CV = contract value on the date of (but prior to) the partial surrender.

Covered Life Change: is either continuation of the contract by a spouse under the spousal continuation provision, or an ownership change where any owner after the ownership change was not an owner prior to the change.

Contract Value Death Benefit (CV Death Benefit): is the death benefit available if any owner after an ownership change or spouse who continues the contract under the spousal continuation provision is over age 85 and therefore cannot qualify for the ROPP death benefit. Under this benefit, we will pay the beneficiary the greater of:

–	the Full Surrender Value, or

–	the contract value after any rider charges have been deducted.

Full Surrender Value: is the contract value immediately prior to the surrender (immediately prior to payment of a death claim for death benefits) less:

•	any surrender charge,

•	pro rata rider charges,

•	the contract charge,

•	any purchase payment credits subject to reversal, and

plus:

•	any positive or negative market value adjustment.

RETURN OF PURCHASE PAYMENTS (ROPP) DEATH BENEFIT

The ROPP Death Benefit is the basic death benefit on the contract that will pay your beneficiaries no less than your purchase payments, and purchase payment credits, adjusted for surrenders. If you die before the annuitization start date and while this contract is in force, the death benefit will be the greatest of:

1.	the contract value after any rider charges have been deducted,

2.	the ROPP Value, or

3.	the Full Surrender Value.

ROPP Value: is the total purchase payments and any purchase payment credits on the contract issue date. Additional purchase payments and purchase payment credits will be added to the ROPP value. Adjusted partial surrenders will be subtracted from the ROPP value.

After a covered life change for a spouse who continues the contract and is age 85 or younger, we reset the ROPP value to the contract value on the date of the continuation after any rider charges have been deducted and after any increase to the contract value due to the death benefit that would otherwise have been paid (without regard to the Full Surrender Value). If the spouse who continues the contract is age 86 or older, the ROPP Death Benefit will terminate and he or she will be eligible for the CV death benefit.

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After a covered life change other than for the spouse who continues the contract, if the prior owner and current owners are eligible for the ROPP death benefit we reset the ROPP value on the valuation date we receive your request for the ownership change to the contract value after any rider charges have been deducted, if the contract value is less.

If the prior owner was not eligible for the ROPP but all current owners are eligible, we reset the ROPP value to the contract value after any rider charges have been deducted on the valuation date we receive your request for the ownership change.

If available in your state and you are age 79 or younger at contract issue, you may select one of the death benefits described below at the time you purchase your contract. The death benefits do not provide any additional benefit before the first contract anniversary and may not be appropriate for certain older issue ages because the benefit values may be limited after age 80. Be sure to discuss with your investment professional whether or not these death benefits are appropriate for your situation.

MAXIMUM ANNIVERSARY VALUE (MAV) DEATH BENEFIT

The MAV Death Benefit provides that if you die while the contract is in force and before the annuitization start date, the death benefit will be the greatest of these values:

1.	contract value after any rider charges have been deducted;

2.	the ROPP value as described above;

3.	the MAV; or

4.	the Full Surrender Value as described above.

The MAV equals the ROPP value prior to the first contract anniversary. Every contract anniversary prior to the earlier of your 81st birthday or your death, we compare the MAV to the current contract value and we reset the MAV to the higher amount. The MAV is increased by any additional purchase payments and any purchase payment credits and reduced by adjusted partial surrenders.

After a covered life change for a spouse who is age 79 or younger and continues the contract, we reset the MAV to the contract value on the date of the continuation after any rider charges have been deducted and after any increase to the contract value due to the death benefit that would otherwise have been paid (without regard to the Full Surrender Value).

After a covered life change other than for a spouse who continues the contract, if all owners are under age 80, we reset the MAV on the valuation date we receive your request for the ownership change to the lesser of these two values:

(a)	the contract value after any rider charges have been deducted, or

(b)	the MAV on that date, but prior to the reset.

If your spouse chooses to continue the contract under the spousal continuation provision, the death benefit available for the spouse’s beneficiaries depends on the spouse’s age. If your spouse was age 79 or younger when the contract was continued, he or she will continue to be eligible for the MAV. If your spouse is over age 79 but younger than age 86 when the contract was continued, he or she will be eligible for the ROPP death benefit. If your spouse is age 86 or older when the contract was continued, he or she will be eligible for the CV death benefit.

5% ACCUMULATION DEATH BENEFIT

The 5% Accumulation Death Benefit provides that if you die while the contract is in force and before the annuitization start date, the death benefit will be the greatest of these values:

1.	contract value after any rider charges have been deducted;

2.	the ROPP value as described above;

3.	the 5% accumulation death benefit floor;

4.	the Full Surrender Value as described above.

The key terms and provisions of the 5% Accumulation Death Benefit are:

5% Accumulation Death Benefit Floor: is equal to the sum of:

1.	the contract value in the Excluded Accounts (currently, regular fixed account and GPAs), if any, and

2.	the variable account floor.

Protected Account Base (PAB) and Excluded Account Base (EAB): Adjustments to variable account floor require tracking amounts representing purchase payments, not previously surrendered, that are allocated or transferred to the Protected Accounts (currently, subaccounts and the Special DCA fixed account) and Excluded Accounts.

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–	PAB equals amounts representing purchase payments and any purchase payment credits, not previously surrendered or transferred, that are in the Protected Accounts.

–	EAB equals amounts representing purchase payments and any purchase payment credits, not previously surrendered or transferred, that are in the Excluded Accounts.

Variable Account Floor: Variable account floor is PAB increased on contract anniversaries prior to the earlier of your 81st birthday or your death.

Net Transfer: If multiple transfers are made on the same valuation day, they are combined to determine the net amount of contract value being transferred between the Protected Accounts and Excluded Accounts. This net transfer amount is used to adjust the EAB, PAB and variable account floor values.

Establishment of Variable Account Floor, PAB and EAB
On the contract date, 1) variable account floor and PAB are established as your initial purchase payment plus any purchase payment credit allocated to the Protected Accounts; and 2) EAB is established as your initial purchase payment plus any purchase payment credit allocated to the Excluded Accounts.

Adjustments to Variable Account Floor, PAB and EAB
Variable account floor, PAB and EAB are adjusted by the following:

1.	When an additional purchase payment is made;

(A)	any payment and any purchase payment credit you allocate to the Protected Accounts are added to PAB and to variable account floor, and

(B)	any payment and any purchase payment credit you allocate to the excluded accounts are added to EAB.

2.	When transfers are made to the Protected Accounts from the Excluded Accounts, we increase PAB and variable account floor, and we reduce EAB.

The amount we deduct from EAB and add to PAB and to variable account floor is calculated for each net transfer using the following formula:

a × b c	where:

a =	the amount the contract value in the Excluded Accounts is reduced by the net transfer

b =	EAB on the date of (but prior to) the transfer

c =	the contract value in the Excluded Accounts on the date of (but prior to) the transfer.

3.	When partial surrenders are made from the Excluded Accounts, we reduce EAB by the same amount as calculated above for transfers from the Excluded Accounts, using surrender amounts in place of transfer amounts. Partial surrenders from Excluded Accounts do not increase PAB.

4.	When transfers are made to the Excluded Accounts from the Protected Accounts, we reduce PAB and variable account floor, and increase EAB.

The amounts we deduct from PAB and variable account floor are calculated for each net transfer using the following formula:

a × b c	where:

a =	the amount the contract value in the Protected Accounts is reduced by the net transfer

b =	the applicable PAB or variable account floor on the date of (but prior to) the transfer

c =	the contract value in the Protected Accounts on the date of (but prior to) the transfer.

  The amount we subtract from PAB is added to EAB.

5.	When partial surrenders are made from the Protected Accounts, we reduce PAB and variable account floor by the same amount as calculated above for transfers from the Protected Accounts, using surrender amounts in place of transfer amounts. Partial surrenders from Protected Accounts do not increase EAB.

6.	After a covered life change for a spouse who continues the contract, variable account floor and PAB are reset to the contract value in the Protected Accounts on the date of continuation. EAB is reset to the contract value in the Excluded Accounts on the date of continuation. The contract value is after any rider charges have been deducted and after any

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increase to the contract value due to the death benefit that would otherwise have been paid (without regard to the Full Surrender Value).

7.	After a covered life change other than for a spouse who continues the contract, variable account floor, PAB and EAB are reset on the valuation date we receive your written request for the covered life change if all owners are eligible for the 5% Accumulation Death Benefit.

  Variable account floor and PAB are reset to the lesser of A or B where:

A =	the contract value (after any rider charges have been deducted) in the Protected Accounts on that date, and

B =	Variable account floor on that date (but prior to the reset).

  EAB is reset to the lesser of A or B where:

A =	the contract value (after any rider charges have been deducted) in the Excluded Accounts on that date, and

B =	EAB on that date (but prior to the reset).

8.	On a contract anniversary when variable account floor is greater than zero:

(A)	On the first contract anniversary, we increase variable account floor by an amount equal to 5%, multiplied by variable account floor as of 60 days after the contract date.

(B)	On each subsequent contract anniversary prior to the earlier of your 81st birthday or your death, we increase variable account floor by 5%, multiplied by the prior contract anniversary’s variable account floor.

(C)	Any variable account floor increase on contract anniversaries does not increase PAB or EAB.

For contracts issued in New Jersey and Washington state, the cap on the variable account floor is 200% of PAB.

If your spouse chooses to continue the contract under the spousal continuation provision, the death benefit available for the spouse’s beneficiaries depends on the spouse’s age. If your spouse was age 79 or younger when the contract was continued, he or she will continue to be eligible for the 5% Accumulation Death Benefit. If your spouse is over age 79 but younger than age 86 when the contract was continued, he or she will be eligible for the ROPP death benefit. If your spouse is age 86 or older when the contract was continued, he or she will be eligible for the CV Death Benefit.

ENHANCED DEATH BENEFIT

The Enhanced Death Benefit provides that if you die while the contract is in force and before the annuitization start date, the death benefit will be the greatest of these values:

1.	contract value after any rider charges have been deducted;

2.	the ROPP value as described above;

3.	the MAV as described above;

4.	the 5% accumulation death benefit floor as described above; or

5.	the Full Surrender Value as described above.

If your spouse chooses to continue the contract under spousal continuation provision, the death benefit available for the spouse’s beneficiaries depends on the spouse’s age. If your spouse was age 79 or younger when the contract was continued, he or she will continue to be eligible for the Enhanced Death Benefit. If your spouse is over age 79 but younger than age 86 when the contract was continued, he or she will be eligible for the ROPP death benefit. If your spouse is age 86 or older when the contract was continued, he or she will be eligible for the CV Death Benefit.

For an example of how each death benefit is calculated, see Appendix C.

Original Contract:
(applications signed prior to Nov. 30, 2009 or in states where the Current Contract is not available)

We will pay the death benefit, less any purchase payment credits subject to reversal, to your beneficiary upon the earlier of your death or the annuitant’s death. If a contract has more than one person as the owner or annuitant, we will pay the benefits upon the first to die of any owner or the annuitant. The basic death benefit available under your contract at contract issue is the ROP Death Benefit. In addition to the ROP Death Benefit, we also offer the following optional death benefits at contract issue:

•	MAV Death Benefit;

•	5% Accumulation Death Benefit; or

•	Enhanced Death Benefit.

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If it is available in your state and if both you and the annuitant are age 79 or younger at contract issue, you can elect any one of the above death benefits. If either you or the annuitant are age 80 or older at contract issue, the ROP Death Benefit will apply. Once you elect a death benefit, you cannot change it. We show the death benefit that applies in your contract on your contract’s data page. The death benefit you select determines the mortality and expense risk fee that is assessed against the subaccounts. (See “Charges — Mortality and Expense Risk Fee.”)

We will base the benefit paid on the death benefit coverage you chose when you purchased the contract.

Here are some terms used to describe the death benefits:

Adjusted partial surrenders (calculated for ROP and MAV Death Benefits)	=	PS × DB CV

PS	=	the amount by which the contract value is reduced as a result of the partial surrender.
DB	=	the applicable ROP value or MAV on the date of (but prior to) the partial surrender.
CV	=	contract value on the date of (but prior to) the partial surrender.

RETURN OF PURCHASE PAYMENTS (ROP) DEATH BENEFIT

The ROP Death Benefit is the basic death benefit on the contract that will pay your beneficiaries no less than your purchase payments and any purchase payment credits, adjusted for surrenders. If you or the annuitant die before the annuitization start date and while this contract is in force, the death benefit will be the greater of these two values, minus any applicable rider charges:

1. contract value; or

2. total purchase payments and any purchase payment credits applied to the contract minus adjusted partial surrenders.

The ROP Death Benefit will apply unless you select one of the alternative death benefits described immediately below.

If available in your state and both you and the annuitant are age 79 or younger at contract issue, you may select one of the death benefits described below at the time you purchase your contract. The death benefits do not provide any additional benefit before the first contract anniversary and may not be appropriate for certain older issue ages because the benefit values may be limited after age 80. Be sure to discuss with your investment professional whether or not these death benefits are appropriate for your situation.

MAXIMUM ANNIVERSARY VALUE (MAV) DEATH BENEFIT

The MAV Death Benefit provides that if you or the annuitant die while the contract is in force and before the annuitization start date, the death benefit will be the greatest of these three values, minus any applicable rider charges:

1. contract value;

2. total purchase payments and any purchase payment credits applied to the contract minus adjusted partial surrenders; or

3. the MAV on the date of death.

Maximum Anniversary Value (MAV): is zero prior to the first contract anniversary. On the first contract anniversary, we set the MAV as the greater of these two values:

(a) current contract value; or

(b) total purchase payments and any purchase payment credits applied to the contract minus adjusted partial surrenders.

Thereafter, we increase the MAV by any additional purchase payments and any purchase payment credits and reduce the MAV by adjusted partial surrenders. Every contract anniversary after that prior to the earlier of your or the annuitant’s 81st birthday, we compare the MAV to the current contract value and we reset the MAV to the higher amount.

5% ACCUMULATION DEATH BENEFIT

The 5% Accumulation Death Benefit provides that if you or the annuitant die while the contract is in force and before the annuitization start date, the death benefit will be the greatest of these three values, minus any applicable rider charges:

1. contract value;

2. total purchase payments and any purchase payment credits applied to the contract minus adjusted partial surrenders; or

3. the 5% variable account floor.

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The key terms and provisions of the 5% Accumulation Death Benefit are:

5% Variable Account Floor: is the sum of the value of the GPAs, the one-year fixed account and the variable account floor. There is no variable account floor prior to the first contract anniversary. On the first contract anniversary, we establish the variable account floor as:

•	the amounts allocated to the subaccounts and the DCA fixed account at issue increased by 5%;

•	plus any subsequent amounts allocated to the subaccounts and the DCA fixed account;

•	minus adjusted transfers and partial surrenders from the subaccounts or the DCA fixed account.

Thereafter, we continue to add subsequent purchase payments and any purchase payment credits allocated to the subaccounts or the DCA fixed account and subtract adjusted transfers and partial surrenders from the subaccounts or the DCA fixed account. On each contract anniversary after the first, through age 80, we add an amount to the variable account floor equal to 5% of the prior anniversary’s variable account floor. We stop adding this amount after you or the annuitant reach age 81 or after the earlier of your or the annuitant’s death.

5% variable account floor adjusted transfers or partial surrenders	=	PST × VAF SAV

PST	=	the amount by which the contract value in the subaccounts and the DCA fixed account is reduced as a result of the partial surrender or transfer from the subaccounts or the DCA fixed account.
VAF	=	variable account floor on the date of (but prior to) the transfer or partial surrender.
SAV	=	value of the subaccounts and the DCA fixed account on the date of (but prior to) the transfer or partial surrender.

The amount of purchase payments and any purchase payment credits surrendered or transferred from any subaccount or fixed account (if applicable) or GPA account is calculated as (a) times (b) where:

(a)	is the amount of purchase payments and any purchase payment credits in the account or subaccount on the date of but prior to the current surrender or transfer; and

(b)	is the ratio of the amount of contract value transferred or surrendered from the account or subaccount to the value in the account or subaccount on the date of (but prior to) the current surrender or transfer.

For contracts issued in New Jersey, the cap on the variable account floor is 200% of the sum of the purchase payments and any purchase payment credits allocated to the subaccounts and the DCA fixed account that have not been surrendered or transferred out of the subaccounts or DCA fixed account.

NOTE: The 5% variable account floor is calculated differently and is not the same value as the Income Assurer Benefit® 5% variable account floor.

ENHANCED DEATH BENEFIT

The Enhanced Death Benefit provides that if you or the annuitant die while the contract is in force and before the annuitization start date, the death benefit will be the greatest of these four values, minus any applicable rider charges:

1. contract value;

2. total purchase payments and any purchase payment credits applied to the contract minus adjusted partial surrenders;

3. the MAV on the date of death as described above; or

4. the 5% variable account floor as described above.

For an example of how each death benefit is calculated, see Appendix C.

IF YOU DIE BEFORE THE ANNUITIZATION START DATE
When paying the beneficiary, we will process the death claim on the valuation date our death claim requirements are fulfilled. We will determine the contract’s value using the accumulation unit value we calculate on that valuation date. We pay interest, if any, at a rate no less than required by law. We will mail payment to the beneficiary within seven days after our death claim requirements are fulfilled.

Nonqualified annuities
For the Current Contract:
If your spouse is sole beneficiary and you die before the annuitization start date, your spouse may keep the contract as owner with the contract value equal to the death benefit that would otherwise have been paid (without regard to the Full Surrender

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Value). To do this your spouse must, on the date our death claim requirements are fulfilled, give us written instructions to continue the contract as owner.

There will be no surrender charges on the contract from that point forward unless additional purchase payments are made. If you elected any optional contract features or riders, your spouse will be subject to all limitations and/or restrictions of those features or riders just as if they were purchasing a new contract and the values may be reset. (see “Optional Benefits” and “Benefits in the Case of Death”). If the death benefit applicable to the contract changes due to spousal continuation, the mortality and expense risk fee may change as well (see “Charges — Mortality and Expense Risk Fee”).

If your beneficiary is not your spouse, or your spouse does not elect spousal continuation, we will pay the beneficiary in a single sum unless you give us other written instructions. Generally, we must fully distribute the death benefit within five years of your death. However, the beneficiary may receive payouts under any annuity payout plan available under this contract if:

•	the beneficiary asks us in writing within 60 days after the day on which all documents have been received that prove your death has occurred; and

•	payouts begin no later than one year after your death, or other date as permitted by the IRS; and

•	the payout period does not extend beyond the beneficiary’s life or life expectancy.

For the Original Contract:
If your spouse is sole beneficiary and you die before the annuitization start date, your spouse may keep the contract as owner with the contract value equal to the death benefit that would otherwise have been paid. To do this your spouse must, on the date our death claim requirements are fulfilled, give us written instructions to continue the contract as owner.

There will be no surrender charges on the contract from that point forward unless additional purchase payments are made. If you elected any optional contract features or riders, your spouse and the new annuitant (if applicable) will be subject to all limitations and/or restrictions of those features or riders just as if they were purchasing a new contract and the values may be reset. (See “Optional Benefits” and “Optional Death Benefits”.)

If your beneficiary is not your spouse, or your spouse does not elect spousal continuation, we will pay the beneficiary in a single sum unless you give us other written instructions. Generally, we must fully distribute the death benefit within five years of your death. However, the beneficiary may receive payouts under any annuity payout plan available under this contract if:

•	the beneficiary asks us in writing within 60 days after the day on which all documents have been received that prove your death has occurred; and

•	payouts begin no later than one year after your death, or other date as permitted by the IRS; and

•	the payout period does not extend beyond the beneficiary’s life or life expectancy.

Qualified annuities
For the Current Contract:

•	Spouse beneficiary: If you have not elected an annuity payout plan, and if your spouse is the sole beneficiary, your spouse may either elect to treat the contract as his/her own, so long as he or she is eligible to do so, or elect an annuity payout plan or another plan agreed to by us. If your spouse elects a payout option, the payouts must begin no later than the year in which you would have reached age 70 1/2. If you attained age 70 1/2 at the time of death, payouts must begin no later than Dec. 31 of the year following the year of your death.

Your spouse may elect to assume ownership of the contract with the contract value equal to the death benefit that would otherwise have been paid (without regard to the Full Surrender Value). To do this your spouse must, on the date our death claim requirements are fulfilled, give us written instructions to continue the contract as owner. There will be no surrender charges on the contract from that point forward unless additional purchase payments are made. If you elected any optional contract features or riders, your spouse will be subject to all limitations and/or restrictions of those features or riders just as if they were purchasing a new contract and the values may be reset (see “Optional Benefits”, “Optional Death Benefits” and “Benefits in the Case of Death”). If the death benefit applicable to the contract changes due to spousal continuation, the mortality and expense risk fee may change as well (see “Charges — Mortality and Expense Risk Fee”). If your spouse is the sole beneficiary and elects to treat the contract his/her own as an inherited IRA, the SecureSource Stages rider will terminate.

If you purchased this contract as an inherited IRA and your spouse is the sole beneficiary, he or she can elect to continue this contract as an inherited IRA.

If you purchased this contract as an inherited IRA and your spouse is not the sole beneficiary, he or she can elect an alternative payment plan for their share of the death benefit and all optional death benefits and living benefits will terminate. Your spouse must follow the schedule of minimum surrenders established based on your life expectancy.

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•	Non-spouse beneficiary: If you have not elected an annuity payout plan, and if death occurs prior to the year you would have attained age 70 1/2, the beneficiary may elect to receive payouts from the contract over a five year period. If your beneficiary does not elect a five year payout or if your death occurs after attaining age 70 1/2, we will pay the beneficiary in a single sum unless the beneficiary elects to receive payouts under any payout plan available under this contract if:

•	the beneficiary asks us in writing within 60 days after the day on which all documents have been received that prove your death has occurred; and

•	payouts begin no later than one year following the year of your death; and

•	the payout period does not extend beyond the beneficiary’s life or life expectancy.

If a beneficiary elects an alternative payment plan which is an inherited IRA, all optional death benefits and living benefits will terminate. The beneficiary must submit the applicable investment options form or the Portfolio Navigator program enrollment form. No additional purchase payments will be accepted. The death benefit payable on the death of the non-spouse beneficiary is the CV death benefit.

In the event of your beneficiary’s death, their beneficiary can elect to take a lump sum payment or to continue the alternative payment plan following the schedule of minimum surrenders established based on the life expectancy of your beneficiary.

For the Original Contract:

•	Spouse beneficiary: If you have not elected an annuity payout plan, and if your spouse is the sole beneficiary, your spouse may either elect to treat the contract as his/her own, so long as he or she is eligible to do so, or elect an annuity payout plan or another plan agreed to by us. If your spouse elects a payout option, the payouts must begin no later than the year in which you would have reached age 70 1/2. If you attained age 70 1/2 at the time of death, payouts must begin no later than Dec. 31 of the year following the year of your death.

Your spouse may elect to assume ownership of the contract with the contract value equal to the death benefit that would otherwise have been paid. To do this your spouse must, on the date our death claim requirements are fulfilled, give us written instructions to continue the contract as owner. There will be no surrender charges on the contract from that point forward unless additional purchase payments are made. If you elected any optional contract features or riders, your spouse and the new annuitant (if applicable) will be subject to all limitations and/or restrictions of those features or riders just as if they were purchasing a new contract and the values may be reset. (See “Optional Benefits” and “Optional Death Benefits”.)

•	Non-spouse beneficiary: If you have not elected an annuity payout plan, and if death occurs prior to the year you would have attained age 70 1/2, the beneficiary may elect to receive payouts from the contract over a five year period. If your beneficiary does not elect a five year payout or if your death occurs after attaining age 70 1/2, we will pay the beneficiary in a single sum unless the beneficiary elects to receive payouts under any payout plan available under this contract if:

•	the beneficiary asks us in writing within 60 days after the day on which all documents have been received that prove your death has occurred; and

•	payouts begin no later than one year following the year of your death; and

•	the payout period does not extend beyond the beneficiary’s life or life expectancy.

If a beneficiary elects an alternative payment plan which is an inherited IRA, all optional death benefits and living benefits will terminate. The beneficiary must submit the applicable investment options form or the Portfolio Navigator program enrollment form. No additional purchase payments will be accepted. The death benefit payable on the death of the non-spouse beneficiary is the CV death benefit.

In the event of your beneficiary’s death, their beneficiary can elect to take a lump sum payment or to continue the alternative payment plan following the schedule of minimum surrenders established based on the life expectancy of your beneficiary.

•	Annuity payout plan: If you elect an annuity payout plan which guarantees payouts to a beneficiary after death, the payouts to your beneficiary will continue pursuant to the annuity payout plan you elect.

Optional Benefits

The assets held in our general account support the guarantees under your contract, including optional death benefits and optional living benefits. To the extent that we are required to pay you amounts in addition to your contract value under these benefits, such amounts will come from our general account assets. You should be aware that our general account is exposed to the risks normally associated with a portfolio of fixed-income securities, including interest rate, option, liquidity and credit risk. You should also be aware that we issue other types of insurance and financial products as well, and we also pay our

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obligations under these products from assets in our general account. Our general account is not segregated or insulated from the claims of our creditors. The financial statements contained in the SAI include a further discussion of the risks inherent within the investments of the general account.

OPTIONAL LIVING BENEFITS

SECURESOURCE STAGES 2 RIDERS

The SecureSource Stages 2 rider is an optional benefit that you can add to your contract for an additional charge. This benefit is intended to provide to you, after the lifetime benefit is established, a specified withdrawal amount annually for life, even if your contract value is zero, subject to the terms and provisions described in this section. Additionally, this benefit offers a credit feature to help in low or poor performing markets and a step up feature to lock in contract anniversary gains.

The SecureSource Stages 2 rider may be appropriate for you if you intend to make periodic withdrawals from your annuity contract after the waiting period and wish to ensure that market performance will not adversely affect your ability to withdraw income over your lifetime. This rider may not be appropriate for you if you do not intend to limit withdrawals to the amount allowed in order to receive the full benefits of the rider.

Your benefits under the rider can be reduced if any of the following occurs:

•	If you take any withdrawals during the 1-year waiting period, the lifetime benefit amount will be determined using percentage B for the appropriate age band as long as rider benefits are payable;

•	If you withdraw more than the allowed withdrawal amount in a contract year, or you take withdrawals before the lifetime benefit is available;

•	If you take a withdrawal and later choose to allocate your contract value to a fund of funds that is more aggressive than the target fund;

•	If the contract value is 20% or more below purchase payments increased by any contract anniversary gains or rider credits and adjusted for withdrawals (see withdrawal adjustment base described below).

The SecureSource Stages 2 rider guarantees that, regardless of investment performance, you may take withdrawals up to the lifetime benefit amount each contract year after the lifetime benefit is established. Your age at the time of the first withdrawal will determine the age band for as long as benefits are payable except as described in the lifetime payment percentage provision.

As long as your total withdrawals during the current year do not exceed the lifetime benefit amount, you will not be assessed a surrender charge. If you withdraw a larger amount, the excess amount will be assessed any applicable surrender charges and benefits will be reduced in accordance with excess withdrawal processing. At any time, you may withdraw any amount up to your entire surrender value, subject to excess withdrawal processing under the rider.

Subject to conditions and limitations, the rider also guarantees that you or your beneficiary will get back purchase payments you have made, increased by annual step-ups, through withdrawals over time. Any amount we pay in excess of your contract value is subject to our financial strength and claims-paying ability.

Subject to conditions and limitations, the lifetime benefit amount can be increased if a rider credit is available or your contract value has increased on a rider anniversary. The principal back guarantee can also be increased if your contract value has increased on a rider anniversary.

AVAILABILITY

There are two optional SecureSource Stages 2 riders available under your contract:

•	SecureSource Stages 2 — Single Life

•	SecureSource Stages 2 — Joint Life

The information in this section applies to both SecureSource Stages 2 riders, unless otherwise noted.

For the purpose of this rider, the term “withdrawal” is equal to the term “surrender” in the contract or any riders. Withdrawals will adjust contract values and benefits in the same manner as surrenders.

The SecureSource Stages 2 — Single Life rider covers one person. The SecureSource Stages 2 — Joint Life Rider covers two spouses jointly who are named at contract issue. You may elect only the SecureSource Stages 2 — Single Life rider or the SecureSource Stages 2 — Joint Life rider, not both, and you may not switch riders later. You must elect the rider when you purchase your contract. The rider effective date will be the contract issue date.

The SecureSource Stages 2 rider is an optional benefit that you may select for an additional annual charge if:

•	Single Life: you are 85 or younger on the date the contract is issued; or

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•	Joint Life: you and your spouse are 85 or younger on the date the contract is issued.

The SecureSource Stages 2 riders are not available under an inherited qualified annuity.

The SecureSource Stages 2 rider guarantees that after the waiting period, regardless of the investment performance of your contract, you will be able to withdraw up to a certain amount each year from the contract before the annuitization start date until:

•	Single Life: death (see “At Death” heading below).

•	Joint Life: the death of the last surviving covered spouse (see “Joint Life only: Covered Spouses” and “At Death” headings below).

KEY TERMS

The key terms associated with the SecureSource Stages 2 rider are:

Age Bands: Each age band is associated with a two lifetime payment percentages. The covered person (Joint Life: the younger covered spouse) must be at least the youngest age shown in the first age band for the annual lifetime payment to be established. After the annual lifetime payment is established, in addition to your age, other factors determine when you move to a higher age band.

Annual Lifetime Payment (ALP): the lifetime benefit amount available each contract year after the covered person (Joint Life: the younger covered spouse) has reached the youngest age in the first age band. After the waiting period, the annual withdrawal amount guaranteed by the rider can vary each contract year.

Annual Step-Up: an increase in the benefit base and/or the principal back guarantee and a possible increase in the lifetime payment percentage that is available each rider anniversary if your contract value increases, subject to certain conditions.

Benefit Base (BB): used to calculate the annual lifetime payment and the annual rider charge. The BB cannot be withdrawn in a lump sum or annuitized and is not payable as a death benefit.

Credit Base (CB): used to calculate the rider credit. The CB cannot be withdrawn or annuitized and is not payable as a death benefit.

Excess Withdrawal: (1) a withdrawal taken before the annual lifetime payment is established, or (2) a withdrawal that is greater than the remaining annual lifetime payment after the annual lifetime payment is established.

Excess Withdrawal Processing: a reduction in benefits if a withdrawal is taken before the annual lifetime payment is established or if a withdrawal exceeds the remaining annual lifetime payment.

Lifetime Payment Percentage: used to calculate your annual lifetime payment. Two percentages (“percentage A” and “percentage B”) are used for each age band. The difference between percentage A and percentage B is referred to as the income bonus. Percentage B is referred to as the minimum lifetime payment percentage.

Principal Back Guarantee (PBG): a guarantee that total withdrawals will not be less than purchase payments you have made, increased by annual step-ups, as long as there is no excess withdrawal or benefit reset.

Remaining Annual Lifetime Payment (RALP): as you take withdrawals during a contract year, the remaining amount that the rider guarantees will be available for withdrawal that year is reduced. After the annual lifetime payment is established, the RALP is the guaranteed amount that can be withdrawn during the remainder of the current contract year.

Rider Credit: an amount that can be added to the benefit base on each of the first ten contract anniversaries based on a rider credit percentage of 8% for the first anniversary and 6% thereafter, as long as no withdrawals have been taken since the rider effective date and you do not decline any annual rider fee increase. Investment performance and excess withdrawals may reduce or eliminate the benefit of any rider credits. Rider credits may result in higher rider charges that may exceed the benefit from the credits.

Waiting Period: the period of time before you can take a withdrawal without limiting benefits under the rider. If you take any withdrawals during the waiting period, the lifetime benefit amount will be determined using percentage B, the minimum lifetime payment percentage, for the appropriate age band and percentage A, and therefore the income bonus, will not be available as long as rider benefits are payable. The waiting period starts on the rider effective date and ends on the day prior to the first anniversary.

Withdrawal: the amount by which your contract value is reduced as a result of any withdrawal request. It may differ from the amount of your request due to any surrender charge and any market value adjustment.

Withdrawal Adjustment Base (WAB): one of the components used to determine the lifetime payment percentage after the waiting period. The WAB cannot be withdrawn or annuitized and is not payable as a death benefit.

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IMPORTANT SECURESOURCE STAGES 2 RIDER CONSIDERATIONS

You should consider whether a SecureSource Stages 2 rider is appropriate for you taking into account the following considerations:

•	Lifetime Benefit Limitations: The lifetime benefit is subject to certain limitations, including but not limited to:

Single Life: Once the contract value equals zero, payments are made for as long as the covered person is living (see “If Contract Value Reduces to Zero” heading below). However, if the contract value is greater than zero, the lifetime benefit terminates at the first death of any owner even if the covered person is still living (see “At Death” heading below). This possibility may present itself when there are multiple contract owners — when one of the contract owners dies the lifetime benefit terminates even though other contract owners are still living.

Joint Life: Once the contract value equals zero, payments are made for as long as either covered spouse is living (see “If Contract Value Reduces to Zero” heading below). However, if the contract value is greater than zero, the lifetime benefit terminates at the death of the last surviving covered spouse (see “At Death” heading below).

•	Withdrawals: Please consider carefully when you start taking withdrawals from this rider. If you take any withdrawals during the 1-year waiting period, the lifetime benefit amount will be determined using percentage B for the appropriate age band and percentage A, and therefore the income bonus, will not be available as long as rider benefits are payable. Any withdrawals in the first 10 years will terminate any remaining rider credits. Also, if you withdraw more than the allowed withdrawal amount in a contract year or take withdrawals before the lifetime benefit is available (“excess withdrawal”), the guaranteed amounts under the rider will be reduced.

•	Use of Portfolio Navigator Program Required: You must elect one of the investment options under the PN program. This requirement limits your choice of investment options. This means you will not be able to allocate contract value to all of the subaccounts, GPAs or the regular fixed account that are available under the contract to contract owners who do not elect the rider. (See “Making the Most of Your Contract — Portfolio Navigator Program.”) You may allocate purchase payments to the Special DCA fixed account, when available, and we will make monthly transfers into the investment option you have chosen. You may make two elective investment option changes per contract year; we reserve the right to limit elective investment option changes if required to comply with the written instructions of a fund (see “Market Timing”).

You can allocate your contract value to any available investment option during the following times: (1) prior to your first withdrawal and (2) following a benefit reset due to an investment option change as described below but prior to any subsequent withdrawal. During these accumulation phases, you may request to change your investment option to any available investment option.

Immediately following a withdrawal your contract value will be reallocated to the target investment option classification as shown in your contract if your current investment option is more aggressive than the target investment option classification. This automatic reallocation is not included in the total number of allowed investment option changes per contract year. The target investment option is currently the Moderate investment option. We reserve the right to change the target investment option to an investment option classification that is more aggressive than the Moderate investment option after 30 days written notice.

After you have taken a withdrawal and prior to any benefit reset, you are in a withdrawal phase. During withdrawal phases you may request to change your investment option to the target investment option or any investment option that is more conservative than the target investment option without a benefit reset as described below. If you are in a withdrawal phase and you choose to allocate your contract value to an investment option that is more aggressive than the target investment option, you will be in the accumulation phase again and your rider benefit will be reset as follows:

1.	the BB, PBG and WAB will be reset to the contract value, if less than their current amount; and

2.	the ALP and RALP, if available, will be recalculated. You may request to change your investment option by written request on an authorized form or by another method agreed to by us.

•	Non-Cancelable: Once elected, the SecureSource Stages 2 rider may not be cancelled (except as provided under “Rider Termination” heading below) and the charge will continue to be deducted until the contract or rider is terminated or the contract value reduces to zero (described below).

Dissolution of marriage does not terminate the SecureSource Stages 2 — Joint Life rider and will not reduce the fee we charge for this rider. The benefit under the SecureSource Stages 2 — Joint Life rider continues for the covered spouse who is the owner of the contract (or annuitant in the case of nonnatural or revocable trust ownership). The rider will terminate at the death of the contract owner because the original covered spouse will be unable to elect the spousal continuation provision of the contract (see “Joint Life only: Covered Spouses” below).

•	Joint Life: Limitations on Contract Owners, Annuitants and Beneficiaries: Since the joint life benefit will terminate unless the surviving covered spouse continues the contract under the spousal option to continue the contract upon the

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owner’s death provision, only ownership arrangements that permit such continuation are allowed at rider issue. In general, the covered spouses should be joint owners, or one covered spouse should be the owner and the other covered spouse should be named as the sole primary beneficiary.

For non-natural ownership arrangements that allow for spousal continuation one covered spouse should be the annuitant and the other covered spouse should be the sole primary beneficiary. For revocable trust ownerships, the grantor of the trust must be the annuitant and the beneficiary must either be the annuitant’s spouse or a trust that names the annuitant’s spouse as the sole primary beneficiary. You are responsible for establishing ownership arrangements that will allow for spousal continuation.

If you select the SecureSource Stages 2 — Joint Life rider, please consider carefully whether or not you wish to change the beneficiary of your annuity contract. The rider will terminate if the surviving covered spouse cannot utilize the spousal continuation provision of the contract when the death benefit is payable.

•	Limitations on Purchase Payments: We reserve the right to limit the cumulative amount of purchase payments, subject to state restrictions. For current purchase payment restrictions, please see “Buying Your Contract — Purchase Payments”.

Interaction with Total Free Amount (FA) contract provision: The FA is the amount you are allowed to withdraw from the contract in each contract year without incurring a surrender charge (see “Charges — Surrender Charge”). The FA may be greater than the remaining annual lifetime payment under this rider. Any amount you withdraw under the contract’s FA provision that exceeds the remaining annual lifetime payment is subject to the excess withdrawal processing described below.

You should consult your tax advisor before you select this optional rider if you have any questions about the use of the rider in your tax situation because:

•	Tax Considerations for Nonqualified Annuities: Under current federal income tax law, withdrawals under nonqualified annuities, including withdrawals taken from the contract under the terms of the rider, are treated less favorably than amounts received as annuity payments under the contract (see “Taxes — Nonqualified Annuities”). Withdrawals are taxable income to the extent of earnings. Withdrawals of earnings before age 59 1/2 may also incur a 10% IRS early withdrawal penalty. You should consult your tax advisor before you select this optional rider if you have any questions about the use of the rider in your tax situation.

•	Tax Considerations for Qualified Annuities: Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract (see “Taxes — Qualified Annuities — Required Minimum Distributions”). If you have a qualified annuity, you may need to take an RMD during the waiting period the lifetime benefit amount will be determined using percentage B for as long as rider benefits are payable. While the rider permits certain excess withdrawals to be taken for the purpose of satisfying RMD requirements for your contract alone without reducing future benefits guaranteed under the rider, there can be no guarantee that changes in the federal income tax law after the effective date of the rider will not require a larger RMD to be taken, in which case, future guaranteed withdrawals under the rider could be reduced. See Appendix F for additional information.

•	Treatment of Civil Unions and Domestic Partners: The Federal Defense of Marriage Act (“DOMA”) does not recognize same-sex marriages or civil unions, even if permitted under applicable state law. As a result, a beneficiary of a deceased owner who was treated as married to the owner under state law and for purposes of this rider, but whose marriage is not recognized under DOMA, will be required to take distributions from the contract in the manner applicable to non-spouse beneficiaries. In some circumstances, these required distributions could substantially reduce or eliminate the value of the rider. See “Taxes — Other — Spousal status.”

LIFETIME BENEFIT DESCRIPTION

Single Life only: Covered Person: the person whose life is used to determine when the annual lifetime payment is established, and the duration of the ALP payments (see “Annual Lifetime Payment (ALP)” heading below). The covered person is the oldest contract owner. If any owner is a nonnatural person (e.g., an irrevocable trust or corporation) or a revocable trust, the covered person is the oldest annuitant.

Joint Life only: Covered Spouses: the contract owner and his or her legally married spouse as defined under federal law, as named on the application for as long as the marriage is valid and in effect. If any contract owner is a nonnatural person or a revocable trust, the covered spouses are the annuitant and the legally married spouse of the annuitant. The covered spouses lives are used to determine when the annual lifetime payment is established, and the duration of the ALP payments (see “Annual Lifetime Payment (ALP)” heading below). The covered spouses are established on the rider effective date and cannot be changed.

Annual Lifetime Payment (ALP): the lifetime benefit amount available each contract year after the covered person (Joint life: younger covered spouses) has reached age 50. When the ALP is established and at all times thereafter, the ALP is equal to the BB multiplied by the lifetime payment percentage. Anytime the lifetime payment percentage or BB changes as

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described below, the ALP will be recalculated. After the waiting period and when the ALP is established, the first withdrawal taken in each contract year will set and fix the lifetime payment percentage for the remainder of the contract year.

If you withdraw less than the ALP in a contract year, the unused portion does not carry over to future contract years.

Single Life: The ALP is established on the later of the rider effective date if the covered person has reached age 50, or the date the covered person’s attained age equals age 50.

Joint Life: The ALP is established on the earliest of the following dates:

•	The rider effective date if the younger covered spouse has already reached age 50.

•	The date the younger covered spouse’s attained age equals age 50.

•	Upon the first death of a covered spouse, then either: (a) the date we receive a written request when the death benefit is not payable and the surviving covered spouse has already reached age 50, (b) the date spousal continuation is effective when the death benefit is payable and the surviving covered spouse has already reached age 50, or (c) the date the surviving covered spouse reaches age 50.

•	Following dissolution of marriage of the covered spouses, then either (a) the date we receive a written request if the remaining covered spouse who is the owner (or annuitant in the case of nonnatural or revocable trust ownership) has already reached age 50, or (b) the date the remaining covered spouse who is the owner (or annuitant in the case of nonnatural or revocable trust ownership) reaches age 50.

Remaining Annual Lifetime Payment (RALP): the annual lifetime payment guaranteed for withdrawal for the remainder of the contract year. The RALP is established at the same time as the ALP. The RALP equals the ALP less all withdrawals in the current contract year, but it will not be less than zero.

Lifetime Payment Percentage: used to calculate the annual lifetime payment. Two percentages are used for a given age band, percentage A or percentage B, depending on the factors described below.

For ages:

•	50-58, percentage A is 4% and percentage B is 3%.

•	59-64, percentage A is 5% and percentage B is 4%.

•	65-79, percentage A is 6% and percentage B is 5%.

•	80 and older, percentage A is 7% and percentage B is 6%.

The age band for the lifetime payment percentage is determined at the following times:

•	When the ALP is established: The age band used to calculate the initial ALP is the percentage for the covered person’s attained age (Joint life: younger covered spouse’s attained age).

•	On the covered person’s subsequent birthdays (Joint life: younger covered spouse’s subsequent birthdays): Except as noted below, if the covered person’s new attained age (Joint life: younger covered spouse’s attained age) is in a higher age band, then the higher age band will be used to determine the appropriate lifetime payment percentage. (However, if you decline any rider fee increase or if a withdrawal has been taken since the ALP was established, then the lifetime payment percentage will not change on subsequent birthdays.)

•	Upon annual step-ups (see “Annual Step ups” below).

•	For the Joint life rider, upon death or change in marital status: In the event of death or dissolution of marriage: (A) If no withdrawal has been taken since the ALP was established and no rider fee increase has been declined, the lifetime payment percentage will be reset based on the Age Band for the remaining covered spouse’s attained age. (B) If the ALP is not established but the remaining covered spouse has reached the youngest age in the first Age Band, the remaining covered spouse’s attained age will be used to determine the age band for the lifetime payment percentage. In the event of remarriage of the covered spouses to each other, the lifetime payment percentage used is the percentage for the younger covered spouse’s attained age.

The following determines whether percentage A or percentage B is used for each applicable age band:

During the waiting period, percentage B will be used. If you take a withdrawal in the waiting period, percentage B will be used and the income bonus will not be available for as long as rider benefits are payable.

If no withdrawal is taken during the waiting period, after the waiting period a comparison of your contract value and the withdrawal adjustment base (WAB) determines whether percentage A or percentage B is used to calculate the ALP unless the percentage is fixed as described below. Market volatility, a prolonged flat, low or down market, rider credits, and the deduction of charges all impact whether you are eligible for percentage A or percentage B. On each valuation date, if the

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benefit determining percentage is less than the 20% adjustment threshold, then percentage A is used in calculating your ALP, otherwise percentage B is used. The benefit determining percentage is calculated as follows, but it will not be less than zero:

1 − (a/b) where:

a = Contract value at the end of the prior valuation period

b = WAB at the end of the prior valuation period

After the ALP is established and after the waiting period, the first withdrawal taken in each contract year will set and fix the lifetime payment percentage for the remainder of the contract year. Beginning on the next rider anniversary, the lifetime payment percentage can change on each valuation day as described above until a withdrawal is taken in that contract year.

However, at the earliest of (1), (2) or (3) below Percentage A and Percentage B will be set and remain fixed as long as the benefit is payable:

•	if the ALP is established, when your contract value on a rider anniversary is less than two times the benefit base (BB) multiplied by percentage B for your current age band, or

•	when the contract value reduces to zero, or

•	on the date of death (Joint life: remaining covered spouse’s date of death) when a death benefit is payable.

For certain periods of time at our discretion and on a non-discriminatory basis, your lifetime payment percentage may be set by us to percentage A if more favorable to you.

Determination of Adjustments of Benefit Values: Your lifetime benefit values (benefit base (BB), credit base (CB) and withdrawal adjustment base (WAB)) and principal back guarantee (PBG) are determined at the following times and are subject to a maximum amount of $10 million each:

•	On the contract date: The WAB, CB, BB and PBG are set equal to the initial purchase payment.

•	When an additional purchase payment is made: If the WAB and CB are greater than zero, the WAB and CB will be increased by the amount of each additional purchase payment. The BB and PBG will be increased by the amount of each additional purchase payment.

•	When a withdrawal is taken: If the CB is greater than zero, the CB will be permanently reset to zero when the first withdrawal is taken, and there will be no additional rider credits.

When a withdrawal is taken:

(a)	If the first withdrawal is taken during the waiting period, the WAB will be permanently reset to zero. If the first withdrawal is taken after the waiting period, the WAB will be reduced by the “adjustment for withdrawal,” as defined below.

(b)	If the ALP is established and the withdrawal is less than or equal to the RALP, the BB does not change and the PBG is reduced by the amount of the withdrawal, but it will not be less than zero.

(c)	If the ALP is not established, excess withdrawal processing will occur as follows. The BB will be reduced by the “adjustment for withdrawal,” and the PBG will be reduced by the greater of the amount of the withdrawal or the “adjustment for withdrawal,” but it will not be less than zero.

(d)	If the ALP is established and the withdrawal is greater than the RALP, excess withdrawal processing will occur as follows:

The PBG will be reset to the lesser of:

(i)	the PBG reduced by the amount of the withdrawal, but it will not be less than zero; or

(ii)	the PBG minus the RALP on the date of (but prior to) the withdrawal and further reduced by an amount calculated as follows, but it will not be less than zero:

a × b c	where:

a = the amount of the withdrawal minus the RALP

b = the PBG minus the RALP on the date of (but prior to) the withdrawal

c = the contract value on the date of (but prior to) the withdrawal minus the RALP

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The BB will be reduced by an amount as calculated below:

d × e f	where:

d = the amount of the withdrawal minus the RALP

e = the BB on the date of (but prior to) the withdrawal

f = the contract value on the date of (but prior to) the withdrawal minus the RALP.

Adjustment for Withdrawal Definition: When the WAB, PBG or BB is reduced by a withdrawal in the same proportion as the contract value is reduced, the proportional amount deducted is the “adjustment for withdrawal.” The “adjustment for withdrawal” is calculated as follows:

g × h i	where:

g = the amount the contract value is reduced by the withdrawal

h = the WAB, BB or PBG (as applicable) on the date of (but prior to) the withdrawal

i = the contract value on the date of (but prior to) the withdrawal.

Rider Anniversary Processing: The following describes how the WAB, BB and PBG are calculated on rider anniversaries, subject to the maximum amount of $10 million for each, and how the lifetime payment percentage can change on rider anniversaries.

•	The WAB on rider anniversaries: Unless the WAB is permanently reset to zero or you decline any rider fee increase, the WAB (after any rider credit is added) will be increased to the contract value, if the contract value is greater.

•	Rider Credits: If you did not take any withdrawals and you did not decline any rider fee increase, rider credits are available for the first ten contract anniversaries. On the first anniversary, the rider credit equals the credit base (CB) 180 days following the rider effective date multiplied by 8%. On any subsequent anniversaries, the rider credit equals the CB as of the prior rider anniversary multiplied by 6%. On the first anniversary the BB and WAB will be set to the greater of the current BB, or the BB 180 days following the contract date increased by the rider credit and any additional purchase payments since 180 days following the rider effective date. On any subsequent rider credit dates the BB and WAB will be set to the greater of the current BB, or the BB on the prior anniversary increased by the rider credit and any additional purchase payments since the prior anniversary. If the CB is greater than zero, the CB will be permanently reset to zero on the 10th rider anniversary after any adjustment to the WAB and BB, and there will be no additional rider credits.

•	Annual step ups: Beginning with the first rider anniversary, an annual step-up may be available. If you decline any rider fee increase, future annual step-ups will no longer be available.

The annual step-up will be executed on any rider anniversary where the contract value is greater than the PBG or the BB after any rider credit is added. If an annual step-up is executed, the PBG, BB and lifetime payment percentage will be adjusted as follows: The PBG will be increased to the contract value, if the contract value is greater. The BB (after any rider credit is added) will be increased to the contract value, if the contract value is greater. If the covered person’s attained age (Joint Life: younger covered spouses attained age) on the rider anniversary is in a higher age band and (1) there is an increase to BB due to a step-up or (2) the BB is at the maximum of $10,000,000 so there was no step-up of the BB, then the higher age band will be used to determine the appropriate lifetime payment percentage, regardless of any prior withdrawals.

OTHER PROVISIONS

Required Minimum Distributions (RMD): If you are taking RMDs from your contract and your RMD calculated separately for your contract is greater than the remaining annual lifetime payment on the most recent contract anniversary, the portion of your RMD that exceeds the benefit amount will not be subject to excess withdrawal processing provided that the following conditions are met:

•	The annual lifetime payment is established;

•	The RMD is for your contract alone;

•	The RMD is based on your recalculated life expectancy taken from the Uniform Lifetime Table under the Code; and

•	The RMD amount is otherwise based on the requirements of section 401(a) (9), related Code provisions and regulations thereunder that were in effect on the contract date.

RMD rules follow the calendar year which most likely does not coincide with your contract year and therefore may limit when you can take your RMD and not be subject to excess withdrawal processing. If any withdrawal is taken in the waiting

 80  RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS

period, including RMDs, Percentage B for the applicable age band will be used as long as rider benefits are payable. Any withdrawals taken before the annual lifetime payment is established or withdrawing amounts greater than the remaining annual lifetime payment that do not meet these conditions will result in excess withdrawal processing. The amount in excess of the RALP that is not subject to excess withdrawal processing will be recalculated if the ALP changes due to lifetime payment percentage changes. See Appendix E for additional information.

Spousal Option to Continue the Contract upon Owner’s Death (Spousal Continuation):

Single Life: If a surviving spouse elects to continue the contract and continues the contract as the new owner under the spousal continuation provision of the contract, the SecureSource Stages 2 — Single Life rider terminates.

Joint Life: If a surviving spouse is a covered spouse and elects the spousal continuation provision of the contract as the new owner, the SecureSource Stages 2 — Joint Life rider also continues. The surviving covered spouse can name a new beneficiary; however, a new covered spouse cannot be added to the rider.

Unless you decline a rider fee increase, at the time of spousal continuation, a step-up may be available. All annual step-up rules (see “Rider Anniversary Processing — Annual Step-Up” heading above) also apply to the spousal continuation step-up except that the RALP will be reduced for any prior withdrawals in that contract year. The WAB, if greater than zero, will be increased to the contract value if the contract value is greater. The spousal continuation step-up is processed on the valuation date spousal continuation is effective.

Rules for Surrender: Minimum contract values following surrender no longer apply to your contract. For withdrawals, the withdrawal will be taken from all accounts and the variable subaccounts in the same proportion as your interest in each bears to the contract value. You cannot specify from which accounts the withdrawal is to be taken.

If your contract value is reduced to zero, the CB, if greater than zero, will be permanently reset to zero, and there will be no additional rider credits. Also, the following will occur:

•	If the ALP is not established and if the contract value is reduced to zero as a result of fees or charges, then the owner must wait until the ALP would be established, and the ALP will be paid annually until the death of the covered person (Joint Life: both covered spouses).

•	If the ALP is established and if the contract value is reduced to zero as a result of fees or charges, or as a result of a withdrawal that is less than or equal to the RALP, then the owner will receive the ALP paid annually until the death of the covered person (Joint Life: both covered spouses).

In either case above:

•	These annualized amounts will be paid in monthly installments. If the monthly payment is less than $100, We have the right to change the frequency, but no less frequently than annually.

•	We will no longer accept additional purchase payments.

•	No more charges will be collected for the rider.

•	The current ALP is fixed for as long as payments are made.

•	The death benefit becomes the remaining schedule of annual lifetime payments, if any, until total payments to the owner and the beneficiary are equal to the PBG at the time the contract value falls to zero.

•	The amount paid in the current contract year will be reduced for any prior withdrawals in that contract year.

•	If the ALP is not established and if the contract value is reduced to zero as a result of a withdrawal, this rider and the contract will terminate.

•	If the ALP is established and if the contract value is reduced to zero as a result of a withdrawal that is greater than the RALP, this rider and the contract will terminate.

At Death:

Single Life: If the contract is jointly owned and an owner dies when the contract value is greater than zero, the lifetime benefit for the covered person will cease even if the covered person is still living or if the contract is continued under the spousal continuation option.

Joint Life: If the death benefit becomes payable at the death of a covered spouse, the surviving covered spouse must utilize the spousal continuation option to continue the lifetime benefit. If spousal continuation is not available, the rider terminates. The lifetime benefit ends at the death of the surviving covered spouse.

If the contract value is greater than zero when the death benefit becomes payable, the beneficiary may:

•	elect to take the death benefit under the terms of the contract, or

•	elect to take the principal back guarantee available under this rider, or

RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS 81

•	continue the contract and the SecureSource Stages 2 — Joint Life rider under the spousal continuation option.

For single and joint life, if the beneficiary elects the principal back guarantee under this rider, the following will occur:

1.	If the PBG is greater than zero and the ALP is established, the ALP on the date of death will be paid until total payments to the beneficiary are equal to the PBG on the date of death.

2.	If the PBG is greater than zero and the ALP is not established, the BB on the date of death multiplied by the lifetime payment percentage used for the youngest age of the covered spouses in the first age band will be paid annually until total payments to the beneficiary are equal to the PBG on the date of death.

In either of the above cases:

•	After the date of death, there will be no additional rider credits or annual step-ups.

•	The lifetime payment percentage used will be set as of the date of death.

•	The amount paid in the current contract year will be reduced for any prior withdrawals in that year.

3.	On the date of death (Joint life: remaining covered spouse’s date of death), if the CB is greater than zero, the CB will be permanently reset to zero, and there will be no additional rider credits.

4.	If the PBG equals zero, the benefit terminates. No further payments are made.

Contract Ownership Change:

Single Life: If allowed by state law, change of ownership is subject to our approval. If there is a change of ownership and the covered person remains the same, the rider continues with no change to any of the rider benefits. If there is a change of ownership and the covered person would be different, the rider terminates.

Joint Life: Ownership changes are only allowed between the covered spouses or their revocable trust(s) and are subject to our approval, if allowed by state law. No other ownership changes are allowed as long as the rider is in force.

Assignment: If allowed by state law, an assignment is subject to our approval.

Annuity Provisions: If your annuitization start date is the maximum annuitization start date, you can choose one of the payout options available under the contract or an alternative fixed annuity payout option available under the SecureSource Stages 2 rider. Under the rider’s payout option, the minimum amount payable shown in Table B, will not apply and you will receive the annual lifetime payment provided by this rider until the later of the death of the covered person (Joint Life: both covered spouses) or depletion of the principal back guarantee. If you choose to receive the ALP, the amount payable each year will be equal to the annual lifetime payment on the annuitization start date. The amount paid in the current contract year will be reduced for any prior withdrawals in that year. These annualized amounts will be paid in monthly installments. If the monthly payment is less than $100, we have the right to change the frequency, but no less frequently than annually.

If you choose to receive the ALP rather than a payout option available under the contract, all other contract features, rider features and charges terminate after the annuitization start date except for the PBG.

RIDER TERMINATION

The SecureSource Stages 2 rider cannot be terminated either by you or us except as follows:

•	Single Life: a change of ownership that would result in a different covered person will terminate the rider.

•	Single Life: after the death benefit is payable, the rider will terminate.

•	Single Life: spousal continuation will terminate the rider.

•	Joint Life: After the death benefit is payable the rider will terminate if anyone other than a covered spouse continues the contract. However, if the covered spouse continues the contract as an inherited IRA or as a beneficiary of a participant in an employer sponsored retirement plan, the rider will terminate.

•	On the annuitization start date, the rider will terminate.

•	You may terminate the rider if your annual rider fee after any increase is more than 0.25 percentage points higher than your fee before the increase. (see “Charges — SecureSource Stages 2 rider charge”).

•	When the contract value is zero and either the annual lifetime payment is not established or a withdrawal in excess of the remaining annual lifetime payment is taken, the rider will terminate.

•	Termination of the contract for any reason will terminate the rider.

For an example, see Appendix D.

 82  RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS

OPTIONAL LIVING BENEFITS
(For contracts with application signed before July 19, 2010)
If you bought a contract before July 19, 2010 with an optional living benefit, please use the following table to review the disclosure that applies to the optional living benefit rider you purchased. If you are uncertain as to which optional living benefit rider you purchased, ask your investment professional, or contact us at the telephone number or address shown on the first page of this prospectus.

If you purchased	and you selected one of the	Disclosure for this benefit may be
a contract(1)...	following optional living benefits...	found in the following Appendix:
Before April 29, 2005	Guarantor Withdrawal Benefit (“Rider B”)	Appendix J
April 29, 2005 – April 30, 2006	Guarantor Withdrawal Benefit (“Rider A”)	Appendix J
May 1, 2006 – April 30, 2007	Guarantor Withdrawal Benefit for Life	Appendix I
Before May 1, 2007	Income Assurer Benefit	Appendix K
Before Aug. 10, 2009	Accumulation Protector Benefit	Appendix L
Before Aug. 10, 2009	SecureSource Rider	Appendix M
Before Nov. 30, 2009	SecureSource 20 Rider	Appendix N
Before July 19, 2010	SecureSource Stages Rider	Appendix O

(1)	These dates are approximate and will vary by state; your actual contract and any riders are the controlling documents.

OPTIONAL ADDITIONAL DEATH BENEFITS

BENEFIT PROTECTOR DEATH BENEFIT RIDER (BENEFIT PROTECTOR)
The Benefit Protector is intended to provide an additional benefit to your beneficiary to help offset expenses after your death such as funeral expenses or federal and state taxes. This is an optional benefit that you may select for an additional annual charge (see “Charges”). The Benefit Protector provides reduced benefits if you (Current Contract) or you or the annuitant (Original Contract) are 70 or older at the rider effective date, The Benefit Protector does not provide any additional benefit before the first rider anniversary.

If this rider is available in your state and you (Current Contract) or both you and the annuitant (Original Contract) are 75 or younger at contract issue, you may choose to add the Benefit Protector to your contract. You must elect the Benefit Protector at the time you purchase your contract and your rider effective date will be the contract issue date. You may not select this rider if you select the Benefit Protector Plus, the 5% Accumulation Death Benefit or Enhanced Death Benefit.

Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract (see “Taxes — Qualified Annuities — Required Minimum Distributions”). Since the benefit paid by the rider is determined by the amount of earnings at death, the amount of the benefit paid may be reduced as a result of taking any surrenders including RMDs. Be sure to discuss with your investment professional and tax advisor whether or not the Benefit Protector is appropriate for your situation.

The Benefit Protector provides that if you (Current Contract) or you or the annuitant (Original Contract) die after the first rider anniversary, but before the annuitization start date, and while this contract is in force, we will pay the beneficiary:

•	the applicable death benefit, plus:

•	40% of your earnings at death if you (Current Contract) or you and the annuitant (Original Contract) were under age 70 on the rider effective date; or

•	15% of your earnings at death if you (Current Contract) or you or the annuitant (Original Contract) were 70 or older on the rider effective date.

For the Current Contract, if this rider is effective after the contract date or if there has been a covered life change, remaining purchase payment is established or set as the contract value on the rider effective date or, if later, the date of the most recent covered life change. Thereafter, remaining purchase payments is increased by the amount of each additional purchase payment and adjusted for each partial surrender.

Earnings at death: For purposes of the Benefit Protector and Benefit Protector Plus riders, this is an amount equal to the applicable death benefit minus remaining purchase payments (also referred to as purchase payments not previously surrendered under the Original Contract). Partial surrenders will come from any earnings before reducing purchase payments in the contract. The earnings at death may not be less than zero and may not be more than 250% of the purchase payments not previously surrendered that are one or more years old.

RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS 83

Note: Purchase payments not previously surrendered is calculated differently and is not the same value as purchase payments not previously surrendered used in the surrender charge calculation.

Terminating the Benefit Protector
Current Contract:

•	You may terminate the rider within 30 days after the first rider anniversary.

•	You may terminate the rider within 30 days after any rider anniversary beginning with the seventh rider anniversary.

•	The rider will terminate when you make a full surrender from the contract or on the annuitization start date.

•	Your spouse may terminate the rider within 30 days following the effective date of the spousal continuation if your spouse is age 75 or younger.

•	A new owner may terminate the rider within 30 days following the effective date of an ownership change if the new owner is age 75 or younger.

•	The rider will terminate for a spousal continuation or ownership change if the spouse or new owner is age 76 or older at the time of the change.

•	The rider will terminate after the death benefit is payable, unless the spouse continues the contract under spousal continuation provision.

•	The rider will terminate when a beneficiary elects an alternative payment plan which is an inherited IRA.

Original Contract:

•	You may terminate the rider within 30 days of the first rider anniversary.

•	You may terminate the rider within 30 days of any rider anniversary beginning with the seventh rider anniversary.

•	Our current administrative practice allows a new owner or your spouse to terminate the rider within 30 days following the effective date of the ownership change or spousal continuation.

•	The rider will terminate when you make a full surrender from the contract or on the annuitization start date.

•	The rider will terminate when a beneficiary elects an alternative payment plan which is an inherited IRA.

If your spouse is the sole beneficiary and you die before the annuitization start date, your spouse may keep the contract as owner. For Current Contract, your spouse will be subject to all the limitations and restrictions of the rider just as if they were purchasing a new contract and the age of the new spouse at the time of the change will be used to determine the earnings at death percentage going forward. If your spouse does not qualify for the rider on the basis of age we will terminate the rider. If they do qualify for the rider on the basis of age we will set the contract value equal to the death benefit that would otherwise have been paid (without regard to the Full Surrender Value) and we will substitute this new contract value on the date of death for “remaining purchase payments” used in calculating earnings at death.

For Current Contract, after a covered life change other than a spouse that continues the contract, the new owner will be subject to all the limitations and restrictions of the rider just as if they were purchasing a new contract and the age of the new owner at the time of the change will be used to determine the earnings at death percentage going forward. If the new owner does not qualify for the rider on the basis of age we will terminate the rider. If they do qualify for the rider on the basis of age we will substitute the contract value on the date of the ownership changes for remaining purchase payments used in calculating earnings at death.

For an example, see Appendix F.

BENEFIT PROTECTOR PLUS DEATH BENEFIT RIDER (BENEFIT PROTECTOR PLUS)
The Benefit Protector Plus is intended to provide an additional benefit to your beneficiary to help offset expenses after your death such as funeral expenses or federal and state taxes. This is an optional benefit that you may select for an additional annual charge (see “Charges”). The Benefit Protector Plus provides reduced benefits if you (Current Contract), or you or the annuitant (Original Contract) are 70 or older at the rider effective date. It does not provide any additional benefit before the first rider anniversary and it does not provide any benefit beyond what is offered under the Benefit Protector rider during the second rider year. Be sure to discuss with your investment professional whether or not the Benefit Protector Plus is appropriate for your situation.

If this rider is available in your state and you (Current Contract) or both you and the annuitant (Original Contract) are 75 or younger at contract issue, you may choose to add the Benefit Protector Plus to your contract. You must elect the Benefit Protector Plus at the time you purchase your contract and your rider effective date will be the contract issue date. This rider is only available for transfers, exchanges or rollovers. If this is a non-qualified annuity, transfers, exchanges or rollovers must be from another annuity or life insurance policy. You may not select this rider if you select the Benefit Protector Rider, 5% Accumulation Death Benefit or the Enhanced Death Benefit.

 84  RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS

Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract (see “Taxes — Qualified Annuities — Required Minimum Distributions”). Since the benefit paid by the rider is determined by the amount of earnings at death, the amount of the benefit paid may be reduced as a result of taking any surrenders including RMDs. Be sure to discuss with your investment professional and tax advisor whether or not the Benefit Protector Plus is appropriate for your situation.

The Benefit Protector Plus provides that if you (Current Contract), or you or the annuitant (Original Contract) die after the first rider anniversary, but before the annuitization start date, and while this contract is in force, we will pay the beneficiary:

•	the benefits payable under the Benefit Protector described above, plus:

•	a percentage of purchase payments made within 60 days of contract issue not previously surrendered as follows:

	Percentage if you (Current Contract)	Percentage if you (Current Contract)
	or you and the annuitant (Original Contract) are	or you or the annuitant (Original Contract) are
Rider year when death occurs;	under age 70 on the rider effective date	70 or older on the rider effective date

One and Two	0%	0%

Three and Four	10%	3.75%

Five or more	20%	7.5%

Another way to describe the benefits payable under the Benefit Protector Plus rider is as follows:

•	the applicable death benefit plus:

	If you (Current Contact) or you and the	If you (Current Contract) or you or the
	annuitant (Original Contract) are under	annuitant (Original Contract) are age 70
Rider year when death occurs;	age 70 on the rider effective date, add . . .	or older on the rider effective date, add . . .

One	Zero	Zero

Two	40% x earnings at death (see above)	15% x earnings at death

Three and Four	40% x (earnings at death + 25% of initial purchase payment*)	15% x (earnings at death + 25% of initial purchase payment*)

Five or more	40% x (earnings at death + 50% of initial purchase payment*)	15% x (earnings at death + 50% of initial purchase payment*)

*	Initial purchase payments are payments made within 60 days of rider issue not previously surrendered.

Terminating the Benefit Protector Plus

•	You may terminate the rider within 30 days of the first rider anniversary.

•	You may terminate the rider within 30 days of any rider anniversary beginning with the seventh rider anniversary.

•	The rider will terminate when you make a full surrender from the contract, on the annuitization start date, or when the death benefit is payable.

•	The rider will terminate if there is an ownership change.

•	The rider will terminate when a beneficiary elects an alternative payment plan which is an inherited IRA.

If your spouse is sole beneficiary and you die before the annuitization start date, your spouse may keep the contract as owner with the contract value equal to the death benefit that would otherwise have been paid (without regard to the Full Surrender Value for the Current Contract). We will then terminate the Benefit Protector Plus (see “Benefits in Case of Death”).

For an example, see Appendix G.

The Annuity Payout Period

As owner of the contract, you have the right to decide how and to whom annuity payouts will be made starting on the annuitization start date. You may select one of the annuity payout plans outlined below, or we may mutually agree on other payout arrangements. We do not deduct any surrender charges under the payout plans listed below, except under annuity payout Plan E. (See “Charges — Surrender charge under Annuity Payout Plan E”).

You also decide whether we will make annuity payouts on a fixed or variable basis, or a combination of fixed and variable. The amount available to purchase payouts under the plan you select is the contract value on your annuitization start date after any rider charges have been deducted, plus any positive or negative MVA less any purchase payment credits subject to reversal and less any applicable premium tax. Additionally, we currently allow you to use part of the amount available to purchase payouts, leaving any remaining contract value to accumulate on a tax-deferred basis. If you select a variable annuity payout, we reserve the right to limit the number of subaccounts in which you may invest. The GPAs and the Special DCA fixed account (Current Contract) and the DCA fixed account (Original Contract) are not available during this payout period.

RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS 85

Amounts of fixed and variable payouts depend on:

•	the annuity payout plan you select;

•	the annuitant’s age and, in most cases, sex;

•	the annuity table in the contract; and

•	the amounts you allocated to the accounts at settlement.

In addition, for variable annuity payouts only, amounts depend on the investment performance of the subaccounts you select. These payouts will vary from month to month because the performance of the funds will fluctuate.

For information with respect to transfers between accounts after annuity payouts begin, (see “Making the Most of Your Contract — Transfer policies”).

ANNUITY TABLES
The annuity tables in your contract (Table A and Table B) show the amount of the monthly payout for each $1,000 of contract value according to the age and, when applicable, the annuitant’s sex. (Where required by law, we will use a unisex table of settlement rates.)

Table A shows the amount of the first monthly variable annuity payout assuming that the contract value is invested at the beginning of the annuity payout period and earns a 5% rate of return, which is reinvested and helps to support future payouts. If you ask us at least 30 days before the annuitization start date, we will substitute an annuity table based on an assumed 3.5% investment rate for the 5% Table A in the contract. The assumed investment rate affects both the amount of the first payout and the extent to which subsequent payouts increase or decrease. For example, annuity payouts will increase if the investment return is above the assumed investment rate and payouts will decrease if the return is below the assumed investment rate. Using a 5% assumed interest rate results in a higher initial payout, but later payouts will increase more slowly when annuity unit values rise and decrease more rapidly when they decline.

Table B shows the minimum amount of each fixed annuity payout. We declare current payout rates that we use in determining the actual amount of your fixed annuity payout. The current payout rates will equal or exceed the guaranteed payout rates shown in Table B. We will furnish these rates to you upon request.

ANNUITY PAYOUT PLANS
You may choose an annuity payout plan by giving us written instructions at least 30 days before the annuitization start date. Generally, you may select one of the Plans A through E below or another plan agreed to by us. Some of the annuity payout plans may not be available if you have selected the Income Assurer Benefit rider.

•	Plan A – Life annuity — no refund: We make monthly payouts until the annuitant’s death. Payouts end with the last payout before the annuitant’s death. We will not make any further payouts. This means that if the annuitant dies after we made only one monthly payout, we will not make any more payouts.

•	Plan B – Life annuity with five, ten, 15 or 20 years certain: (under the Income Assurer Benefit rider: you may select life annuity with ten or 20 years certain): We make monthly payouts for a guaranteed payout period of five, ten, 15 or 20 years that you elect. This election will determine the length of the payout period to the beneficiary if the annuitant should die before the elected period expires. We calculate the guaranteed payout period from the annuitization start date. If the annuitant outlives the elected guaranteed payout period, we will continue to make payouts until the annuitant’s death.

•	Plan C – Life annuity — installment refund: (not available under the Income Assurer Benefit rider): We make monthly payouts until the annuitant’s death, with our guarantee that payouts will continue for some period of time. We will make payouts for at least the number of months determined by dividing the amount applied under this option by the first monthly payout, whether or not the annuitant is living.

•	Plan D

–	Joint and last survivor life annuity — no refund: We make monthly payouts while both the annuitant and a joint annuitant are living. If either annuitant dies, we will continue to make monthly payouts at the full amount until the death of the surviving annuitant. Payouts end with the death of the second annuitant.

–	Joint and last survivor life annuity with 20 years certain: We make monthly annuity payouts during the lifetime of the annuitant and joint annuitant. When either the annuitant or joint annuitant dies, we will continue to make monthly payouts during the lifetime of the survivor. If the survivor dies before we have made payouts for 20 years, we continue to make payouts to the named beneficiary for the remainder of the 20-year period which begins when the first annuity payout is made.

•	Plan E – Payouts for a specified period: We make monthly payouts for a specific payout period of ten to 30 years that you elect (under the Income Assurer Benefit rider, you may elect a payout period of 20 years only). We will make payouts only for the number of years specified whether the annuitant is living or not. Depending on the selected time period, it is

 86  RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS

foreseeable that an annuitant can outlive the payout period selected. During the payout period, you can elect to have us determine the present value of any remaining variable payouts and pay it to you in a lump sum. (Exception: If you have an Income Assurer Benefit rider and elect this annuity payout plan based on the Guaranteed Income Benefit Base, a lump sum payout is unavailable.) We determine the present value of the remaining annuity payouts which are assumed to remain level at the amount of payout that would have been made 7 days prior to the date we determine the present value. The discount rate we use in the calculation is 5.71% for the assumed investment return of 3.5% and 6.67% for the assumed investment return of 5.0%. (See “Charges — Surrender charge under Annuity Payout Plan E.”) A 10% IRS penalty tax could apply if you take a surrender. (See “Taxes.”).

•	Guaranteed Withdrawal Benefit Annuity Payout Option (available only under contracts with the SecureSource, Guarantor Withdrawal Benefit for Life or Guarantor Withdrawal Benefit riders): This fixed annuity payout option is an alternative to the above annuity payout plans. This option may not be available if the contract is a qualified annuity. For such contracts, this option will be available only if the guaranteed payment period is less than the life expectancy of the owner at the time the option becomes effective. Such life expectancy will be computed using a life expectancy table published by the IRS. Under this option, the amount payable each year will be equal to the remaining schedule of GBPs, but the total amount paid will not exceed the total RBA at the time you begin this fixed payout option (see “Optional Benefits — SecureSource Riders”, “Appendix I: Guarantor Withdrawal Benefit for Life Rider” or “Appendix J: Guarantor Withdrawal Benefit Rider”). The amount paid in the current contract year will be reduced for any prior withdrawals in that year. These annualized amounts will be paid in the frequency that you elect. The frequencies will be among those offered by us at the time but will be no less frequent than annually. If, at the death of the owner, total payouts have been made for less than the RBA, the remaining payouts will be paid to the beneficiary.

•	Remaining Benefit Annuity Payout Option (available only under contracts with the SecureSource 20 rider): This fixed annuity payout option is an alternative to the above annuity payout plans. This option may not be available if the contract is a qualified annuity. For such contracts, this option will be available only if the guaranteed payment period is less than the life expectancy of the owner at the time the option becomes effective. Such life expectancy will be computed using a life expectancy table published by the IRS. Under this option, the amount payable each year will be equal to the remaining schedule of GBPs, but the total amount paid will not exceed the total RBA at the time you begin this fixed payout option (see “Optional Benefits — SecureSource 20 Riders”). The amount paid in the current contract year will be reduced for any prior withdrawals in that year. These annualized amounts will be paid in monthly installments. If the monthly payment is less than $100, we have the right to change the frequency, but no less frequent than annually. If, at the death of the owner, total payouts have been made for less than the RBA, the remaining payouts will be paid to the beneficiary.

Annuity payout plan requirements for qualified annuities: If your contract is a qualified annuity, you have the responsibility for electing a payout plan under your contract that complies with applicable law. Your contract describes your payout plan options. The options will meet certain IRS regulations governing RMDs if the payout plan meets the incidental distribution benefit requirements, if any, and the payouts are made:

•	in equal or substantially equal payments over a period not longer than your life expectancy, or over the joint life expectancy of you and your designated beneficiary; or

•	over a period certain not longer than your life expectancy or over the joint life expectancy of you and your designated beneficiary.

For qualified and nonqualified contracts with the SecureSource Stages rider, on the annuitization start date you can choose one of the payout options available under the contract or an alternative fixed annuity payout option available under the rider. Under the rider’s payout option, the minimum amount payable shown in Table B will not apply, and you will receive the ALP provided by this rider until the later of the death of covered person (Joint Life: both covered spouses) or depletion of the PBG. If you choose to receive the ALP, the amount payable each year will be equal to the ALP on the annuitization start date. The amount paid in the current contract year will be reduced for any prior withdrawals in that year. These annualized amounts will be paid in monthly installments. If the monthly payment is less than $100, we have the right to change the frequency, but no less frequently than annually. If You choose to receive the ALP rather than a payout option available under the contract, all other contract features, rider features and charges terminate after the annuitization start date except for the principal back guarantee. You must select a payout plan as of the annuitization start date set forth in your contract.

If we do not receive instructions: You must give us written instructions for the annuity payouts at least 30 days before the annuitization start date. If you do not, we will make payouts under Plan B, with 120 monthly payouts guaranteed.

If monthly payouts would be less than $20: We will calculate the amount of monthly payouts at the time amounts are applied to an annuity payout plan. If the calculations show that monthly payouts would be less than $20, we have the right to pay the amount that would otherwise have been applied to a plan to the owner in a lump sum or to change the frequency of the payouts.

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Death after annuity payouts begin: If you (Current Contract), or you or the annuitant (Original Contract) die after annuity payouts begin, we will pay any amount payable to the beneficiary as provided in the annuity payout plan in effect.

Taxes

Under current law, your contract has a tax-deferral feature. Generally, this means you do not pay income tax until there is a taxable distribution (or deemed distribution) from the contract. We will send a tax information reporting form for any year in which we made a taxable or reportable distribution according to our records.

NONQUALIFIED ANNUITIES
Generally, only the increase in the value of a non-qualified annuity contract over the investment in the contract is taxable. Certain exceptions apply. Federal tax law requires that all nonqualified deferred annuity contracts issued by the same company (and possibly its affiliates) to the same owner during a calendar year be taxed as a single, unified contract when distributions are taken from any one of those contracts.

Annuity payouts: Generally, unlike surrenders described below, the taxation of annuity payouts are subject to exclusion ratios, i.e. in most cases, a portion of each payout will be ordinary income and subject to tax, and a portion of each payout will be considered a return of part of your investment in the contract and will not be taxed. All amounts you receive after your investment in the contract is fully recovered will be subject to tax. Under Annuity Payout Plan A: Life annuity — no refund, where the annuitant dies before your investment in the contract is fully recovered, the remaining portion of the unrecovered investment may be available as a federal income tax deduction to the owner for the last taxable year. Under all other annuity payout plans, where the annuity payouts end before your investment in the contract is fully recovered, the remaining portion of the unrecovered investment may be available as a federal income tax deduction to the taxpayer for the tax year in which the payouts end. (See “The Annuity Payout Period — Annuity Payout Plans.”)

Beginning in 2011, federal tax law permits taxpayers to annuitize a portion of their nonqualified annuity while leaving the remaining balance to continue to grow tax-deferred. Under the new partial annuitization rules, the portion annuitized must be received as an annuity for a period of 10 years or more, or for the lives of one or more individuals. If this requirement is met, the annuitized portion and the tax-deferred balance will generally be treated as two separate contracts for income tax purposes only. If a contract is partially annuitized, the investment in the contract is allocated between the deferred and the annuitized portions on a pro rata basis.

Surrenders: Generally, if you surrender all or part of your nonqualified annuity before the annuitization start date, including surrenders under any optional withdrawal benefit rider, your surrender will be taxed to the extent that the contract value immediately before the withdrawal exceeds the investment in the contract. Different rules may apply if you exchange another contract into this contract.

You also may have to pay a 10% IRS penalty for surrenders of taxable income you make before reaching age 59 1/2 unless certain exceptions apply.

Withholding: If you receive taxable income as a result of an annuity payout or surrender, including surrenders under any optional withdrawal benefit rider, we may deduct federal, and in some cases state withholding against the payment. Any withholding represents a prepayment of your tax due for the year. You take credit for these amounts on your annual income tax return. As long as you have provided us with a valid Social Security Number or Taxpayer Identification Number, and you have a valid U.S. address, you may be able to elect not to have any withholding occur.

If the payment is part of an annuity payout plan, we generally compute the amount of federal income tax withholding using payroll tables. You may provide us with a statement of how many exemptions to use in calculating the withholding. If the distribution is any other type of payment (such as partial or full surrender) we compute federal income tax withholding using 10% of the taxable portion.

The federal income tax withholding requirements differ if we deliver payment outside the United States or you are a non-resident alien.

Some states also may impose income tax withholding requirements similar to the federal withholding described above. If this should be the case, we may deduct state income tax withholding from the payment.

Death benefits to beneficiaries: The death benefit under a nonqualified contract is not exempt from estate (federal or state) taxes. In addition, for income tax purposes, any amount your beneficiary receives that exceeds the investment in the contract is taxable as ordinary income to the beneficiary in the year he or she receives the payments. (See also “Benefits in Case of Death — If You Die Before the Annuitization Start Date”).

Net Investment Income Tax (also known as Medicare contribution tax): Effective for taxable years beginning on or after January 1, 2013, certain high-income individuals (as well as estates and trusts) are subject to a new 3.8% net investment

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income tax (as an addition to income taxes). For individuals, the 3.8% tax applies to the lesser of (1) the amount by which the taxpayer’s modified adjusted gross income exceeds $200,000 ($250,000 for married filing jointly and surviving spouses; $125,000 for married filing separately) or (2) the taxpayer’s “net investment income.” Net investment income includes taxable income from nonqualified annuities. Annuity holders are advised to consult their tax advisor regarding the possible implications of this additional tax.

Annuities owned by corporations, partnerships or irrevocable trusts: For nonqualified annuities, any annual increase in the value of annuities held by such entities (nonnatural persons) generally will be treated as ordinary income received during that year. However, if the trust was set up for the benefit of a natural person(s) only, the income may remain tax-deferred until withdrawn or paid out.

Penalties: If you receive amounts from your nonqualified annuity before reaching age 59 1/2, you may have to pay a 10% IRS penalty on the amount includable in your ordinary income. However, this penalty will not apply to any amount received:

•	because of your death or in the event of nonnatural ownership, the death of annuitant;

•	because you become disabled (as defined in the Code);

•	if the distribution is part of a series of substantially equal periodic payments, made at least annually, over your life or life expectancy (or joint lives or life expectancies of you and your beneficiary);

•	if it is allocable to an investment before Aug. 14, 1982; or

•	if annuity payouts are made under immediate annuities as defined by the Code.

Transfer of ownership: Generally, if you transfer ownership of a nonqualified annuity without receiving adequate consideration, the transfer may be taxed as a surrender for federal income tax purposes. If the transfer is a currently taxable event for income tax purposes, the original owner will be taxed on the amount of deferred earnings at the time of the transfer and also may be subject to the 10% IRS penalty discussed earlier. In this case, the new owner’s investment in the contract will be equal to the investment in the contract at the time of the transfer plus any earnings included in the original owner’s taxable income as a result of the transfer. In general, this rule does not apply to transfers between spouses or former spouses. Similar rules apply if you transfer ownership for full consideration. Please consult your tax advisor for further details.

1035 Exchanges: Section 1035 of the Code permits nontaxable exchanges of certain insurance policies, endowment contracts, annuity contracts and qualified long-term care insurance contracts while providing for continued tax deferral of earnings. In addition, Section 1035 permits the carryover of the investment in the contract from the old policy or contract to the new policy or contract. In a 1035 exchange one policy or contract is exchanged for another policy or contract. The following are nontaxable exchanges: (1) the exchange of a life insurance policy for another life insurance policy or for an endowment, annuity or qualified long-term care insurance contract, (2) the exchange of an endowment contract for an annuity or qualified long-term care insurance contract, or for an endowment contract under which payments will begin no later than payments would have begun under the contract exchanged, (3) the exchange of an annuity contract for another annuity or for a qualified long-term care insurance contract, and (4) the exchange of a qualified long-term care insurance contract for a qualified long-term care insurance contract. Additionally, other tax rules apply. However, if the life insurance policy has an outstanding loan, there may be tax consequences. Depending on the issue date of your original policy or contract, there may be tax or other benefits that are given up to gain the benefits of the new policy or contract. Consider whether the features and benefits of the new policy or contract outweigh any tax or other benefits of the old contract.

For a partial exchange of an annuity contract for another annuity contract, the 1035 exchange is generally tax-free. The investment in the original contract and the earnings on the contract will be allocated proportionately between the original and new contracts. However, per IRS Revenue Procedure 2011-38, if withdrawals are taken from either contract within the 180-day period following an exchange, the IRS will apply general tax principles to determine the appropriate tax treatment of the exchange and subsequent withdrawal. As a result, there may be unexpected tax consequences. You should consult your tax advisor before taking any withdrawal from either contract during the 180-day period following a partial exchange. Different IRS limitations on withdrawals apply to partial exchanges completed prior to October 24, 2011.

Assignment: If you assign or pledge your contract as collateral for a loan, earnings on purchase payments you made after Aug. 13, 1982 will be taxed as a deemed distribution and you may have to pay a 10% IRS penalty.

QUALIFIED ANNUITIES
Adverse tax consequences may result if you do not ensure that contributions, distributions and other transactions under the contract comply with the law. Qualified annuities have minimum distribution rules that govern the timing and amount of distributions. You should refer to your retirement plan’s Summary Plan Description, your IRA disclosure statement, or consult a tax advisor for additional information about the distribution rules applicable to your situation.

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When you use your contract to fund a retirement plan or IRA that is already tax-deferred under the Code, the contract will not provide any necessary or additional tax deferral. If your contract is used to fund an employer sponsored plan, your right to benefits may be subject to the terms and conditions of the plan regardless of the terms of the contract.

Annuity payouts: Under a qualified annuity, except a Roth IRA, Roth 401(k) or Roth 403(b), the entire payout generally is includable as ordinary income and is subject to tax unless: (1) the contract is an IRA to which you made non-deductible contributions; or (2) you rolled after-tax dollars from a retirement plan into your IRA; or (3) the contract is used to fund a retirement plan and you or your employer have contributed after-tax dollars.

Annuity payouts from Roth IRAs: In general, the entire payout from a Roth IRA can be free from income and penalty taxes if you have attained age 59 1/2 and meet the five year holding period.

Surrenders: Under a qualified annuity, except a Roth IRA, Roth 401(k) or Roth 403(b), the entire surrender will generally be includable as ordinary income and is subject to tax unless: (1) the contract is an IRA to which you made non-deductible contributions; or (2) you rolled after-tax dollars from a retirement plan into your IRA; or (3) the contract is used to fund a retirement plan and you or your employer have contributed after-tax dollars.

Surrenders from Roth IRAs: In general, the entire payout from a Roth IRA can be free from income and penalty taxes if you have attained age 59 1/2 and meet the five year holding period.

Required Minimum Distributions: Retirement plans (except for Roth IRAs) are subject to required surrenders called required minimum distributions (“RMDs”) beginning at age 70 1/2. RMDs are based on the fair market value of your contract at year-end divided by the life expectancy factor. Certain death benefits and optional riders may be considered in determining the fair market value of your contract for RMD purposes. This may cause your RMD to be higher. Inherited IRAs (including inherited Roth IRAs) are subject to special required minimum distribution rules. You should consult your tax advisor prior to making a purchase for an explanation of the potential tax implications to you.

Withholding for IRAs, Roth IRAs, SEPs and SIMPLE IRAs: If you receive taxable income as a result of an annuity payout or a surrender, including surrenders under any optional withdrawal benefit rider, we may deduct withholding against the payment. Any withholding represents a prepayment of your tax due for the year. You take credit for these amounts on your annual income tax return. As long as you have provided us with a valid Social Security Number or Taxpayer Identification Number, you can elect not to have any withholding occur.

If the payment is part of an annuity payout plan, we generally compute the amount of federal income tax withholding using payroll tables. You may provide us with a statement of how many exemptions to use in calculating the withholding. If the distribution is any other type of payment (such as a partial or full surrender) we compute federal income tax withholding using 10% of the taxable portion.

The federal income tax withholding requirements differ if we deliver payment outside the United States or you are a non-resident alien.

Some states also may impose income tax withholding requirements similar to the federal withholding described above. If this should be the case, we may deduct state income tax withholding from the payment.

Withholding for all other qualified annuities: If you receive directly all or part of the contract value from a qualified annuity, mandatory 20% federal income tax withholding (and possibly state income tax withholding) generally will be imposed at the time the payout is made from the plan. Any withholding represents a prepayment of your tax due for the year. You take credit for these amounts on your annual income tax return. This mandatory withholding will not be imposed if instead of receiving the distribution check, you elect to have the distribution rolled over directly to an IRA or another eligible plan. Payments made to a surviving spouse instead of being directly rolled over to an IRA are also subject to mandatory 20% income tax withholding.

In the below situations, the distribution is subject to an optional 10% withholding instead of the mandatory 20% withholding. We will withhold 10% of the distribution amount unless you elect otherwise.

•	the payout is one in a series of substantially equal periodic payouts, made at least annually, over your life or life expectancy (or the joint lives or life expectancies of you and your designated beneficiary) or over a specified period of 10 years or more;

•	the payout is a RMD as defined under the Code;

•	the payout is made on account of an eligible hardship; or

•	the payout is a corrective distribution.

State withholding also may be imposed on taxable distributions.

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Penalties: If you receive amounts from your qualified contract before reaching age 59 1/2, you may have to pay a 10% IRS penalty on the amount includable in your ordinary income. However, this penalty generally will not apply to any amount received:

•	because of your death;

•	because you become disabled (as defined in the Code);

•	if the distribution is part of a series of substantially equal periodic payments made at least annually, over your life or life expectancy (or joint lives or life expectancies of you and your beneficiary);

•	if the distribution is made following severance from employment during the calendar year in which you attain age 55 (TSAs and annuities funding 401(a) plans only);

•	to pay certain medical or education expenses (IRAs only); or

•	if the distribution is made from an inherited IRA.

Death benefits to beneficiaries: The entire death benefit generally is taxable as ordinary income to the beneficiary in the year he/she receives the payments from the qualified annuity. If you made non-deductible contributions to a traditional IRA, the portion of any distribution from the contract that represents after-tax contributions is not taxable as ordinary income to your beneficiary. You are responsible for keeping all records tracking your non-deductible contributions to an IRA. Death benefits under a Roth IRA generally are not taxable as ordinary income to the beneficiary if certain distribution requirements are met. (See also “Benefits in Case of Death — If you Die Before the Annuitization Start Date”).

Change of retirement plan type: IRS regulations allow for rollovers of certain retirement plan distributions. In some circumstances, you may be able to have an intra-contract rollover, keeping the same features and conditions. If the annuity contract you have does not support an intra-contract rollover, you are able to request an IRS approved rollover to another annuity contract or other investment product that you choose. If you choose another annuity contract or investment product, you will be subject to new rules, including a new surrender charge schedule for an annuity contract, or other product rules as applicable.

Assignment: You may not assign or pledge your qualified contract as collateral for a loan.

OTHER
Special considerations if you select any optional rider: As of the date of this prospectus, we believe that charges related to these riders are not subject to current taxation. Therefore, we will not report these charges as partial surrenders from your contract. However, the IRS may determine that these charges should be treated as partial surrenders subject to taxation to the extent of any gain as well as the 10% tax penalty for surrenders before the age of 59 1/2, if applicable.

We reserve the right to report charges for these riders as partial surrenders if we, as a withholding and reporting agent, believe that we are required to report them. In addition, we will report any benefits attributable to these riders on your death (Current Contract), or your or the annuitant’s death (Original Contract) as an annuity death benefit distribution, not as proceeds from life insurance.

Important: Our discussion of federal tax laws is based upon our understanding of current interpretations of these laws. Federal tax laws or current interpretations of them may change. For this reason and because tax consequences are complex and highly individual and cannot always be anticipated, you should consult a tax advisor if you have any questions about taxation of your contract.

RiverSource Life’s tax status: We are taxed as a life insurance company under the Code. For federal income tax purposes, the subaccounts are considered a part of our company, although their operations are treated separately in accounting and financial statements. Investment income is reinvested in the fund in which each subaccount invests and becomes part of that subaccount’s value. This investment income, including realized capital gains, is not subject to any withholding for federal or state income taxes. We reserve the right to make such a charge in the future if there is a change in the tax treatment of variable annuities or in our tax status as we then understand it.

Tax qualification: We intend that the contract qualify as an annuity for federal income tax purposes. To that end, the provisions of the contract are to be interpreted to ensure or maintain such tax qualification, in spite of any other provisions of the contract. We reserve the right to amend the contract to reflect any clarifications that may be needed or are appropriate to maintain such qualification or to conform the contract to any applicable changes in the tax qualification requirements. We will send you a copy of any amendments.

Spousal status: Under the Code, spousal continuation and certain distribution options are available only to a person who is defined as a “spouse” under the Federal Defense of Marriage Act or other applicable Federal law. All contract provisions will be interpreted and administered in accordance with the requirements of the Code. Therefore, under current Federal law, if you are in the civil union or you are contemplating a civil union or same-sex marriage, you should note that the favorable tax

RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS 91

treatment afforded under Federal law would not be available to the same-sex partner or same-sex spouse. Same-sex partners or spouses who own or are considering the purchase of annuity products that provide benefits based upon status as a spouse should consult a tax adviser.

Voting Rights

As a contract owner with investments in the subaccounts, you may vote on important fund policies until annuity payouts begin. Once they begin, the person receiving them has voting rights. We will vote fund shares according to the instructions of the person with voting rights.

Before annuity payouts begin, the number of votes you have is determined by applying your percentage interest in each subaccount to the total number of votes allowed to the subaccount.

After annuity payouts begin, the number of votes you have is equal to:

•	the reserve held in each subaccount for your contract; divided by

•	the net asset value of one share of the applicable fund.

As we make annuity payouts, the reserve for the contract decreases; therefore, the number of votes also will decrease.

We calculate votes separately for each subaccount. We will send notice of shareholders’ meetings, proxy materials and a statement of the number of votes to which the voter is entitled. We will vote shares for which we have not received instructions in the same proportion as the votes for which we received instructions. We also will vote the shares for which we have voting rights in the same proportion as the votes for which we received instructions.

Substitution of Investments

We may substitute the funds in which the subaccounts invest if:

•	laws or regulations change;

•	the existing funds become unavailable; or

•	in our judgment, the funds no longer are suitable (or are not the most suitable) for the subaccounts.

If any of these situations occur, and if we believe it is in the best interest of persons having voting rights under the contract, we have the right to substitute a fund currently listed in this prospectus (existing fund) for another fund (new fund). The new fund may have higher fees and/or operating expenses than the existing fund. Also, the new fund may have investment objectives and policies and/or investment advisers which differ from the existing fund.

We may also:

•	add new subaccounts;

•	combine any two or more subaccounts;

•	transfer assets to and from the subaccounts or the variable account; and

•	eliminate or close any subaccounts.

We will notify you of any substitution or change. If we notify you that a subaccount will be eliminated or closed, you will have a certain period of time to tell us where to reallocate purchase payments or contract value currently allocated to that subaccount. If we do not receive your reallocation instructions by the due date, we automatically will reallocate to the subaccount investing in the Columbia Variable Portfolio — Cash Management Fund (Class 3). You may then transfer this reallocated amount in accordance with the transfer provisions of your contract (see “Transferring Between Accounts” above).

In the event of substitution or any of these changes, we may amend the contract and take whatever action is necessary and appropriate without your consent or approval. However, we will not make any substitution or change without the necessary approval of the SEC and state insurance departments.

About the Service Providers

PRINCIPAL UNDERWRITER
RiverSource Distributors, Inc. (RiverSource Distributors), our affiliate, serves as the principal underwriter and general distributor of the contract. Its offices are located at 70100 Ameriprise Financial Center, Minneapolis, MN 55474. RiverSource Distributors is a wholly-owned subsidiary of Ameriprise Financial, Inc.

Sales of the Contract

•	Only securities broker-dealers (“selling firms”) registered with the SEC and members of the FINRA may sell the contract.

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•	The contracts are continuously offered to the public through authorized selling firms. We and RiverSource Distributors have a sales agreement with the selling firm. The sales agreement authorizes the selling firm to offer the contracts to the public. RiverSource Distributors pays the selling firm (or an affiliated insurance agency) for contracts its investment professional sell. The selling firm may be required to return sales commissions under certain circumstances including but not limited to when contracts are returned under the free look period.

•	The contract is offered to customers of various financial institutions, brokerage firms and their affiliate insurance agencies. No financial institution, brokerage firm or insurance agency has any legal responsibility to pay amounts that are owed under the contract. The obligations and guarantees under the contract are our sole responsibility.

Payments We Make to Selling Firms

•	We may use compensation plans which vary by selling firm. For example, some of these plans pay selling firms a commission of up to 7.50% each time a purchase payment is made. We may also pay ongoing trail commissions of up to 1.25% of the contract value. We do not pay or withhold payment of trail commissions based on which investment options you select.

•	We may pay selling firms an additional sales commission of up to 1.00% of purchase payments for a period of time we select. For example, we may offer to pay an additional sales commission to get selling firms to market a new or enhanced contract or to increase sales during the period.

•	In addition to commissions, we may, in order to promote sales of the contracts, and as permitted by applicable laws and regulation, pay or provide selling firms with other promotional incentives in cash, credit or other compensation. We may offer these promotional incentives to all selling firms. The terms of such arrangements differ between selling firms. These promotional incentives may include but are not limited to:

•	sponsorship of marketing, educational, due diligence and compliance meetings and conferences we or the selling firm may conduct for investment professionals, including subsidy of travel, meal, lodging, entertainment and other expenses related to these meetings;

•	marketing support related to sales of the contract including for example, the creation of marketing materials, advertising and newsletters;

•	providing service to contract owners; and

•	funding other events sponsored by a selling firm that may encourage the selling firm’s investment professionals to sell the contract.

These promotional incentives or reimbursements may be calculated as a percentage of the selling firm’s aggregate, net or anticipated sales and/or total assets attributable to sales of the contract, and/or may be a fixed dollar amount. As noted below this additional compensation may cause the selling firm and its investment professionals to favor the contracts.

Sources of Payments to Selling Firms
We pay the commissions and other compensation described above from our assets. Our assets may include:

•	revenues we receive from fees and expenses that you will pay when buying, owning and making a surrender from the contract (see “Expense Summary”);

•	compensation we or an affiliate receive from the underlying funds in the form of distribution and services fees (see “The Variable Account and the Funds — The Funds”);

•	compensation we or an affiliate receive from a fund’s investment adviser, subadviser, distributor or an affiliate of any of these (see “The Variable Account and the Funds — The Funds”); and

•	revenues we receive from other contracts we sell that are not securities and other businesses we conduct.

You do not directly pay the commissions and other compensation described above as the result of a specific charge or deduction under the contract. However, you may pay part or all of the commissions and other compensation described above indirectly through:

•	fees and expenses we collect from contract owners, including surrender charges; and

•	fees and expenses charged by the underlying subaccount funds in which you invest, to the extent we or one of our affiliates receive revenue from the funds or an affiliated person.

Potential Conflicts of Interest
Compensation payment arrangements with selling firms can potentially:

•	give selling firms a heightened financial incentive to sell the contract offered in this prospectus over another investment with lower compensation to the selling firm.

RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS 93

•	cause selling firms to encourage their investment professionals to sell you the contract offered in this prospectus instead of selling you other alternative investments that may result in lower compensation to the selling firm.

•	cause selling firms to grant us access to its investment professionals to promote sales of the contract offered in this prospectus, while denying that access to other firms offering similar contracts or other alternative investments which may pay lower compensation to the selling firm.

Payments to Investment Professionals

•	The selling firm pays its investment professionals. The selling firm decides the compensation and benefits it will pay its investment professionals.

•	To inform yourself of any potential conflicts of interest, ask the investment professional before you buy, how the selling firm and its investment professionals are being compensated and the amount of the compensation that each will receive if you buy the contract.

ISSUER
RiverSource Life issues the contracts. We are located at 70100 Ameriprise Financial Center, Minneapolis, MN 55474 and are a wholly-owned subsidiary of Ameriprise Financial, Inc.

We conduct a conventional life insurance business. We are licensed to do business in 49 states, the District of Columbia and American Samoa. Our primary products currently include fixed and variable annuity contracts and life insurance policies.

LEGAL PROCEEDINGS
Life insurance companies have been the subject of increasing regulatory, legislative and judicial scrutiny. Numerous state and federal regulatory agencies have commenced examinations and other inquiries of insurance companies regarding sales and marketing practices (including sales to older consumers and disclosure practices), claims handling, and unclaimed property and escheatment practices and procedures. With regard to an industry-wide investigation of unclaimed property and escheatment practices and procedures, RiverSource Life is responding to regulatory audits, market conduct examinations and other inquiries (including inquiries from the State of Minnesota). RiverSource Life has cooperated with and will continue to cooperate with the applicable regulators regarding their inquiries.

RiverSource Life is involved in the normal course of business in a number of other legal and arbitration proceedings concerning matters arising in connection with the conduct of its business activities. RiverSource Life believes that it is not a party to, nor are any of its properties the subject of, any pending legal, arbitration or regulatory proceedings that would have a material adverse effect on its consolidated financial condition, results of operations or liquidity. However, it is possible that the outcome of any such proceedings could have a material adverse impact on results of operations in any particular reporting period as the proceedings are resolved.

Additional Information

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
RiverSource Life is incorporating by reference in this prospectus information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information that we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC automatically will update and supersede this information. The Annual Report on Form 10-K of RiverSource Life Insurance Company for the year ended December 31, 2012, File No. 33-28976, that we previously filed with the SEC under the Securities Exchange Act of 1934 (1934 Act) is incorporated by reference into this prospectus, as well as all of our subsequent annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC under the 1934 Act. To access this document, see “SEC Filings” under “Investors Relations” on our website at www.ameriprise.com.

RiverSource Life will furnish you without charge a copy of any or all of the documents incorporated by reference into this prospectus, including any exhibits to such documents which have been specifically incorporated by reference. We will do so upon receipt of your written or oral request. You can contact RiverSource Life at the telephone number and address listed on the first page of this prospectus.

AVAILABLE INFORMATION
This prospectus is part of a registration statement we file with the SEC. Additional information on RiverSource Life and on this offering is available in the registration statement. You can obtain copies of these materials at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. In addition to this

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prospectus, the SAI and information about the contract, information incorporated by reference is available on the EDGAR Database on the SEC’s Internet site at (http://www.sec.gov).

INDEMNIFICATION
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (Securities Act) may be permitted to directors and officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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APPENDICES

Table of Contents and Cross-Reference Table

APPENDIX NAME	PAGE #	CROSS-REFERENCE	PAGE #

Appendix A: Example — Market Value Adjustment (MVA)	p. 96	Guarantee Period Accounts (GPAs)	p. 32
Appendix B: Example — Surrender Charges	p. 98	Charges — Surrender Charges	p. 43

Appendix C: Example — Death Benefits	p. 107	Benefits in Case of Death	p. 65

Appendix D: Example — SecureSource series of riders	p. 113	Optional Benefits — Optional Living Benefits	p. 73

Appendix E: SecureSource series of riders — Additional RMD Disclosure	p. 121	Optional Benefits — Optional Living Benefits	p. 73

Appendix F: Example — Benefit Protector Death Benefit Rider	p. 123	Optional Benefits — Benefit Protector Death Benefit Rider	p. 82

Appendix G: Example — Benefit Protector Plus Death Benefit Rider	p. 125	Optional Benefits — Benefit Protector Plus Death Benefit Rider	p. 83

Appendix H: Asset Allocation Program for Contracts with Applications Signed Before May 1, 2006	p. 127	N/A

Appendix I: Guarantor Withdrawal Benefit for Life Rider Disclosure	p. 128	N/A

Appendix J: Guarantor Withdrawal Benefit Rider Disclosure	p. 140	N/A

Appendix K: Income Assurer Benefit Riders	p. 148	N/A

Appendix L: Example — Accumulation Protector Benefit Rider Disclosure	p. 157	N/A

Appendix M: SecureSource Rider Disclosure	p. 160	N/A

Appendix N: SecureSource 20 Rider Disclosure	p. 173	N/A

Appendix O: SecureSource Stages Rider Disclosure	p. 187	N/A

Appendix P: Condensed Financial Information (Unaudited)	p. 197	Condensed Financial Information (Unaudited)	p. 17

The purpose of these appendices is first to illustrate the operation of various contract features and riders; second, to provide additional disclosure regarding various contract features and riders; and lastly, to provide condensed financial history (unaudited) of the subaccounts.

In order to demonstrate the contract features and riders, an example may show hypothetical contract values. These contract values do not represent past or future performance. Actual contract values may be more or less than those shown and will depend on a number of factors, including but not limited to the investment experience of the subaccounts, GPAs, Special DCA fixed account (Current Contract), DCA fixed account (Original Contract), regular fixed account (Current Contract), and one-year fixed account (Original Contract) and the fees and charges that apply to your contract.

The examples of death benefits and optional riders in appendices include a partial surrender to illustrate the effect of a partial surrender on the particular benefit. These examples are intended to show how the optional riders operate, and do not take into account whether the rider is part of a qualified contract. Qualified contracts are subject to required minimum distributions at certain ages which may require you to take partial surrenders from the contract (see “Taxes — Qualified Annuities — Required Minimum Distributions”). If you are considering the addition of certain death benefits and/or optional riders to a qualified contract, you should consult your tax advisor prior to making a purchase for an explanation of the potential tax implications to you.

 96  RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS

Appendix A: Example — Market Value Adjustment (MVA)

As the examples below demonstrate, the application of an MVA may result in either a gain or a loss of principal. We refer to all of the transactions described below as “early surrenders.”

Assumptions:

•	You purchase a contract and allocate part of your purchase payment to the ten-year GPA; and

•	we guarantee an interest rate of 3.0% annually for your ten-year guarantee period; and

•	after three years, you decide to make a surrender from your GPA. In other words, there are seven years left in your guarantee period.

Remember that the MVA depends partly on the interest rate of a new GPA for the same number of years as the guarantee period remaining on your GPA. In this case, that is seven years.

Example 1: Remember that your GPA is earning 3.0%. Assume at the time of your surrender new GPAs that we offer with a seven-year guarantee period are earning 3.5%. We add 0.10% to the 3.5% rate to get 3.6%. Your GPA’s 3.0% rate is less than the 3.6% rate and, so the MVA will be negative.

Example 2: Remember again that your GPA is earning 3.0%, and assume that new GPAs that we offer with a seven-year guarantee period are earning 2.5%. We add 0.10% to the 2.5% rate to get 2.6%. In this example, since your GPA’s 3.0% rate is greater than the 2.6% rate, the MVA will be positive. To determine that adjustment precisely, you will have to use the formula described below.

Sample MVA Calculations
The precise MVA formula we apply is as follows:

Early surrender amount ×	[(	1 + i 1 + j + .001)	n/12	− 1 ]	= MVA

Where	i	=	rate earned in the GPA from which amounts are being transferred or surrendered.
	j	=	current rate for a new guarantee period equal to the remaining term in the current guarantee period.
	n	=	number of months remaining in the current guarantee period (rounded up).

Examples — MVA
Using assumptions similar to those we used in the examples above:

•	You purchase a contract and allocate part of your purchase payment to the ten-year GPA;

•	we guarantee an interest rate of 3.0% annually for your ten-year guarantee period; and

•	after three years, you decide to make a $1,000 surrender from your GPA. In other words, there are seven years left in your guarantee period.

Example 1: You request an early surrender of $1,000 from your ten-year GPA earning a guaranteed interest rate of 3.0%. Assume at the time of your surrender new GPAs that we offer with a seven-year guarantee period are earning 3.5%. Using the formula above, we determine the MVA as follows:

$1,000 ×	[(	1.030 1 + .035 + .001)	84/12	− 1]	= –$39.84

In this example, the MVA is a negative $39.84.

Example 2: You request an early surrender of $1,000 from your ten-year GPA earning a guaranteed interest rate of 3.0%. Assume at the time of your surrender new GPAs that we offer with a seven-year guarantee period are earning 2.5%. Using the formula above, we determine the MVA as follows:

$1,000 ×	[(	1.030 1 + .025 + .001)	84/12	− 1]	= $27.61

In this example, the MVA is a positive $27.61.

RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS 97

Please note that when you allocate your purchase payment to the ten-year GPA and your purchase payment is in its fourth year from receipt at the beginning of the guarantee period, the surrender charge will apply. (See “Charges — Surrender Charge.”) We do not apply MVAs to the amounts we deduct for surrender charges, so we would deduct the surrender charge from your early surrender after we applied the MVA. Also note that when you request an early surrender, we surrender an amount from your GPA that will give you the net amount you requested after we apply the MVA and any applicable surrender charge, unless you request otherwise.

The current interest rate we offer on the GPA will change periodically at our discretion. It is the rate we are then paying on purchase payments, renewals and transfers paid under this class of contracts for guarantee period durations equaling the remaining guarantee period of the GPA to which the formula is being applied.

 98  RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS

Appendix B: Example — Surrender Charges

Example — Surrender Charges

We determine your surrender charge by multiplying the amount of each purchase payment surrendered which could be subject to a surrender charge by the applicable surrender charge percentage, and then totaling the surrender charges. We calculate the amount of purchase payments surrendered (PPS) as:

Current Contract:
PPS	=	PPSC + PPF
PPSC	=	purchase payments surrendered that could be subject to a surrender charge
	=	(PS – FA) / (CV – FA) × (PP – PPF)
PPF	=	purchase payments surrendered that are not subject to a surrender charge
	=	FA – contract earnings, but not less than zero
PP	=	purchase payments not previously surrendered (total purchase payments – PPS from all previous surrenders)
PS	=	amount the contract value is reduced by the surrender
FA	=	total free amount = greater of contract earnings or 10% of prior anniversary’s contract value
CV	=	contract value prior to the surrender
Original Contract:
PPS	=	XSF + (ACV – XSF) / (CV – TFA) × (PPNPS – XSF)
XSF	=	10% of prior anniversary’s contract value – contract earnings, but not less than zero
ACV	=	amount the contract value is reduced by the surrender – contract earnings, but not less than zero
TFA	=	total free amount = greater of contract earnings or 10% of prior anniversary’s contract value
PPNPS	=	purchase payments not previously surrendered (total purchase payments – PPS from all previous surrenders)
CV	=	contract value prior to the surrender

When determining the surrender charge, contract earnings are defined as the contract value, including any positive or negative MVA on amounts being surrendered, less purchase payments not previously surrendered. We determine current contract earnings by looking at the entire contract value, not the earnings of any particular subaccount, GPA, the regular fixed account (Current Contract), the one-year fixed account (Original Contract), the Special DCA fixed account (Current Contract) or the DCA fixed account (Original Contract). If the contract value is less than purchase payments received and not previously surrendered, then contract earnings are zero.

The examples below show how the surrender charge for a full and partial surrender is calculated for a contract with a nine-year surrender charge schedule. Each example illustrates the amount of the surrender charge for both a contract that experiences gains and a contract that experiences losses, given the same set of assumptions.

RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS 99

Current Contract:

Full surrender charge calculation — nine-year surrender charge schedule:

This is an example of how we calculate the surrender charge on a contract with a nine-year (from the date of each purchase payment) surrender charge schedule and the following history:

Assumptions:

•	We receive a single $50,000 purchase payment and we immediately add a $2,000 purchase payment credit;

•	During the fourth contract year you surrender the contract for its total value. The surrender charge percentage in the fourth year after a purchase payment is 7.0%; and

•	You have made no prior surrenders.

We will look at two situations, one where the contract has a gain and another where there is a loss:

		Contract with Gain	Contract with Loss
	Contract value just prior to surrender:	$60,000.00	$40,000.00
	Contract value on prior anniversary:	58,000.00	42,000.00

We calculate the surrender charge as follows:

Step 1.	First, we determine the amount of earnings available in the contract at the time of surrender as:
	Contract value just prior to surrender (CV):	60,000.00	40,000.00
	Less purchase payments received and not previously surrendered (PP):	50.000.00	50.000.00

	Earnings in the contract (but not less than zero):	10,000.00	0.00

Step 2.	Next, we determine the total free amount (FA) available in the contract as the greatest of the following values:
	Earnings in the contract:	10,000.00	0.00
	10% of the prior anniversary’s contract value:	5,800.00	4,200.00

	FA (but not less than zero):	10,000.00	4,200.00

Step 3.	Next we determine PPF, the amount by which the total free amount (FA) exceeds earnings.
	Total free amount (FA):	10,000.00	4,200.00
	Less earnings in the contract:	10,000.00	0.00

	PPF (but not less than zero):	0.00	4,200.00

Step 4.	Next we determine PS, the amount by which the contract value is reduced by the surrender.
	PS:	60,000.00	40,000.00

Step 5.	Now we can determine how much of the PP is being surrendered (PPS) as follows:

	PPS = PPF + PPSC = PPF + (PS – FA) / (CV – FA) * (PP – PPF)

	PPF from Step 3 =	0.00	4,200.00
	PS from Step 4 =	60,000.00	40,000.00
	CV from Step 1 =	60,000.00	40,000.00
	FA from Step 2 =	10,000.00	4,200.00
	PP from Step 1 =	50,000.00	50,000.00

	PPS =	50,000.00	50,000.00

 100  RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS

		Contract with Gain	Contract with Loss
Step 6.	We then calculate the surrender charge as a percentage of PPS. Note that for a contract with a loss, PPS may be greater than the amount you request to surrender:
	PPS:	50,000.00	50,000.00
	less PPF:	0.00	4,200.00

	PPSC = amount of PPS subject to a surrender charge:	50,000.00	45,800.00
	multiplied by the surrender charge rate:	× 7.0%	× 7.0%

	surrender charge:	3,500.00	3,206.00

Step 7.	The dollar amount you will receive as a result of your full surrender is determined as:
	Contract value surrendered:	60,000.00	40,000.00
	Surrender charge:	(3,500.00)	(3,206.00)
	Contract charge (assessed upon full surrender):	(40.00)	(40.00)

	Net full surrender proceeds:	$56,460.00	$36,754.00

RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS 101

Current Contract:

Partial surrender charge calculation — nine-year surrender charge schedule:

This is an example of how we calculate the surrender charge on a contract with a nine-year (from the date of each purchase payment) surrender charge schedule and the following history:

Assumptions:

•	We receive a single $50,000 purchase payment and we immediately add a $2,000 purchase payment credit;

•	During the fourth contract year you request a net partial surrender of $15,000.00. The surrender charge percentage in the fourth year after a purchase payment is 7.0%; and

•	You have made no prior surrenders.

We will look at two situations, one where the contract has a gain and another where there is a loss:

		Contract with Gain	Contract with Loss
	Contract value just prior to surrender:	$60,000.00	$40,000.00
	Contract value on prior anniversary:	58,000.00	42,000.00

We determine the amount of contract value that must be surrendered in order for the net partial surrender proceeds to match the amount requested. We start with an estimate of the amount of contract value to surrender and calculate the resulting surrender charge and net partial surrender proceeds as illustrated below. We then adjust our estimate and repeat until we determine the amount of contract value to surrender that generates the desired net partial surrender proceeds.

We calculate the surrender charge for each estimate as follows:

Step 1.	First, we determine the amount of earnings available in the contract at the time of surrender as:
	Contract value just prior to surrender (CV):	60,000.00	40,000.00
	Less purchase payments received and not previously surrendered (PP):	50,000.00	50,000.00

	Earnings in the contract (but not less than zero):	10,000.00	0.00

Step 2.	Next, we determine the total free amount (FA) available in the contract as the greatest of the following values:
	Earnings in the contract:	10,000.00	0.00
	10% of the prior anniversary’s contract value:	5,800.00	4,200.00

	FA (but not less than zero):	10,000.00	4,200.00

Step 3.	Next we determine PPF, the amount by which the total free amount (FA) exceeds earnings.
	Total free amount (FA):	10,000.00	4,200.00
	Less earnings in the contract:	10,000.00	0.00

	PPF (but not less than zero):	0.00	4,200.00

Step 4.	Next we determine PS, the amount by which the contract value is reduced by the surrender.
	PS (determined by iterative process described above):	15,376.34	16,062.31

 102  RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS

		Contract with Gain	Contract with Loss
Step 5.	Now we can determine how much of the PP is being surrendered (PPS) as follows:

	PPS = PPF + PPSC = PPF + (PS – FA) / (CV – FA) * (PP – PPF)

	PPF from Step 3 =	0.00	4,200.00
	PS from Step 4 =	15,376.34	16,062.31
	CV from Step 1 =	60,000.00	40,000.00
	FA from Step 2 =	10,000.00	4,200.00
	PP from Step 1 =	50,000.00	50,000.00

	PPS =	5,376.34	19,375.80

Step 6.	We then calculate the surrender charge as a percentage of PPS. Note that for a contract with a loss, PPS may be greater than the amount you request to surrender:
	PPS:	5,376.34	19,375.80
	less PPF:	0.00	4,200.00

	PPSC = amount of PPS subject to a surrender charge:	5,376.34	15,175.80
	multiplied by the surrender charge rate:	× 7.0%	× 7.0%

	surrender charge:	376.34	1,062.31

Step 7.	The dollar amount you will receive as a result of your partial surrender is determined as:
	Contract value surrendered:	15,376.34	16,062.31
	Surrender charge:	(376.34)	(1,062.31)

	Net partial surrender proceeds:	$15,000.00	$15,000.00

RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS 103

Original Contract:

Full surrender charge calculation — nine-year surrender charge schedule:

This is an example of how we calculate the surrender charge on a contract with a nine-year (from the date of each purchase payment) surrender charge schedule and the following history:

Assumptions:

•	We receive a single $50,000 purchase payment and we immediately add a $2,000 purchase payment credit;

•	During the fourth contract year you surrender the contract for its total value. The surrender charge percentage in the fourth year after a purchase payment is 8.0%; and

•	You have made no prior surrenders.

We will look at two situations, one where the contract has a gain and another where there is a loss:

		Contract with Gain	Contract with Loss
	Contract value just prior to surrender:	$60,000.00	$40,000.00
	Contract value on prior anniversary:	58,000.00	42,000.00

We calculate the surrender charge as follows:

Step 1.	First, we determine the amount of earnings available in the contract at the time of surrender as:
	Contract value just prior to surrender (CV):	60,000.00	40,000.00
	Less purchase payments received and not previously surrendered (PPNPS):	50,000.00	50,000.00

	Earnings in the contract (but not less than zero):	10,000.00	0.00

Step 2.	Next, we determine the Total Free Amount (TFA) available in the contract as the greatest of the following values:
	Earnings in the contract:	10,000.00	0.00
	10% of the prior anniversary’s contract value:	5,800.00	4,200.00

	TFA (but not less than zero):	10,000.00	4,200.00

Step 3.	Next we determine ACV, the amount by which the contract value surrendered exceeds earnings.
	Contract value surrendered:	60,000.00	40,000.00
	Less earnings in the contract:	10,000.00	0.00

	ACV (but not less than zero):	50,000.00	40,000.00

Step 4.	Next we determine XSF, the amount by which 10% of the prior anniversary’s contract value exceeds earnings.
	10% of the prior anniversary’s contract value:	5,800.00	4,200.00
	Less earnings in the contract:	10,000.00	0.00

	XSF (but not less than zero):	0.00	4,200.00

Step 5.	Now we can determine how much of the PPNPS is being surrendered (PPS) as follows:

	PPS = XSF + (ACV – XSF) / (CV – TFA) × (PPNPS – XSF)

	XSF from Step 4 =	0.00	4,200.00
	ACV from Step 3 =	50,000.00	40,000.00
	CV from Step 1 =	60,000.00	40,000.00
	TFA from Step 2 =	10,000.00	4,200.00
	PPNPS from Step 1 =	50,000.00	50,000.00

	PPS =	50,000.00	50,000.00

 104  RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS

		Contract with Gain	Contract with Loss
Step 6.	We then calculate the surrender charge as a percentage of PPS. Note that for a contract with a loss, PPS may be greater than the amount you request to surrender:
	PPS:	50,000.00	50,000.00
	less XSF:	0.00	4,200.00

	amount of PPS subject to a surrender charge:	50,000.00	45,800.00
	multiplied by the surrender charge rate:	× 8.0%	× 8.0%

	surrender charge:	4,000.00	3,664.00

Step 7.	The dollar amount you will receive as a result of your full surrender is determined as:
	Contract value surrendered:	60,000.00	40,000.00
	Surrender charge:	(4,000.00)	(3,664.00)
	Contract charge (assessed upon full surrender):	(40.00)	(40.00)

	Net full surrender proceeds:	$55,960.00	$36,296.00

RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS 105

Original Contract:

Partial surrender charge calculation — nine-year surrender charge schedule:

This is an example of how we calculate the surrender charge on a contract with a nine-year (from the date of each purchase payment) surrender charge schedule and the following history:

Assumptions:

•	We receive a single $50,000 purchase payment and we immediately add a $2,000 purchase payment credit;

•	During the fourth contract year you request a net partial surrender of $15,000.00. The surrender charge percentage in the fourth year after a purchase payment is 8.0%; and

•	You have made no prior surrenders.

We will look at two situations, one where the contract has a gain and another where there is a loss:

		Contract with Gain	Contract with Loss

	Contract value just prior to surrender:	$60,000.00	$40,000.00
	Contract value on prior anniversary:	58,000.00	42,000.00

We determine the amount of contract value that must be surrendered in order for the net partial surrender proceeds to match the amount requested. We start with an estimate of the amount of contract value to surrender and calculate the resulting surrender charge and net partial surrender proceeds as illustrated below. We then adjust our estimate and repeat until we determine the amount of contract value to surrender that generates the desired net partial surrender proceeds.

We calculate the surrender charge for each estimate as follows:

Step 1.	First, we determine the amount of earnings available in the contract at the time of surrender as:
	Contract value just prior to surrender (CV):	$60,000.00	$40,000.00
	Less purchase payments received and not previously surrendered (PPNPS):	50,000.00	50,000.00

	Earnings in the contract (but not less than zero):	10,000.00	0.00

Step 2.	Next, we determine the Total Free Amount (TFA) available in the contract as the greatest of the following values:
	Earnings in the contract:	10,000.00	0.00
	10% of the prior anniversary’s contract value:	5,800.00	4,200.00

	TFA (but not less than zero):	10,000.00	4,200.00

Step 3.	Next we determine ACV, the amount by which the contract value surrendered exceeds earnings.
	Contract value surrendered:	15,434.78	16,231.37
	Less earnings in the contract:	10,000.00	0.00

	ACV (but not less than zero):	5,434.78	16,231.37

Step 4.	Next we determine XSF, the amount by which 10% of the prior anniversary’s contract value exceeds earnings.
	10% of the prior anniversary’s contract value:	5,800.00	4,200.00
	Less earnings in the contract:	10,000.00	0.00

	XSF (but not less than zero):	0.00	4,200.00

 106  RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS

		Contract with Gain	Contract with Loss

Step 5.	Now we can determine how much of the PPNPS is being surrendered (PPS) as follows:

	PPS = XSF + (ACV – XSF) / (CV – TFA) × (PPNPS – XSF)
	XSF from Step 4 =	0.00	4,200.00
	ACV from Step 3 =	5,434.78	16,231.37
	CV from Step 1 =	60,000.00	40,000.00
	TFA from Step 2 =	10,000.00	4,200.00
	PPNPS from Step 1 =	50,000.00	50,000.00

	PPS =	5,434.78	19,592.09
Step 6.	We then calculate the surrender charge as a percentage of PPS. Note that for a contract with a loss, PPS may be greater than the amount you request to surrender:
	PPS:	5,434.78	19,592.09
	less XSF:	0.00	4,200.00

	amount of PPS subject to a surrender charge:	5,434.78	15,392.09
	multiplied by the surrender charge rate:	× 8.0%	× 8.0%

	surrender charge:	434.78	1,231.37
Step 7.	The dollar amount you will receive as a result of your partial surrender is determined as:
	Contract value surrendered:	15,434.78	16,231.37
	surrender charge:	(434.78)	(1,231.37)

	Net partial surrender proceeds:	$15,000.00	$15,000.00

RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS 107

Appendix C: Example — Death Benefits

Current Contract:

Example — ROPP Death Benefit

Assumptions:

•	You purchase the contract with a payment of $25,000. We add a purchase payment credit of $1,000 to the contract; and

•	on the first contract anniversary, you make an additional payment of $20,000. We add a purchase payment credit of $800; and

•	During the second contract year, the contract value is $42,000 and you take a $5,000 partial surrender (including surrender charges); and

•	During the third contract year, the contract value is $40,000.

We calculate the ROPP Death Benefit, as follows:
Contract value at death:	$40,000.00

Purchase payments, plus credits minus adjusted partial surrenders:
Total purchase payments:	$45,000.00
plus purchase payment credits:	+1,800.00
minus adjusted partial surrenders calculated as:
$5,000 × $46,800 $42,000 =	–5,571.43

for a death benefit of:	$41,228.57

The ROPP Death Benefit, calculated as the greatest of these two values:	$41,228.57

Example — MAV Death Benefit

Assumptions:

•	You purchase the contract with a payment of $25,000. We add a purchase payment credit of $1,000 to your contract; and

•	on the first contract anniversary the contract value grows to $29,000; and

•	During the second contract year the contract value falls to $27,000, at which point you take a $1,500 partial surrender (including surrender charges), leaving a contract value of $25,500.

We calculate the MAV Death Benefit, which is based on the greater of three values as follows:
1. Contract value at death:	$25,500.00

2. Purchase payments, plus purchase payment credits minus adjusted partial surrenders:
Total purchase payments and purchase payment credits:	$26,000.00
minus adjusted partial surrenders, calculated as:
$1,500 × $26,000 $27,000 =	–1,444.44

for a death benefit of:	$24,555.56

3. The MAV immediately preceding the date of death:
Greatest of your contract anniversary values:	$29,000.00
plus purchase payments and purchase payment credits made since the prior anniversary:
minus adjusted partial surrenders, calculated as:	+0.00
$1,500 × $29,000 $27,000 =	–1,611.11

for a death benefit of:	$27,388.89

The MAV Death Benefit, calculated as the greatest of these three values, which is the MAV:	$27,388.89

 108  RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS

Example — 5% Accumulation Death Benefit

Assumptions:

•	You purchase the contract with a payment of $25,000 and we add a purchase payment credit of $1,000 to your contract. You allocate $5,000 to the regular fixed account and $21,000 to the subaccounts; and

•	on the first contract anniversary the regular fixed account value is $5,200 and the subaccount value is $17,000. Total contract value is $23,200; and

•	During the second contract year the regular fixed account value is $5,300 and the subaccount value is $19,000. Total contract value is $24,300. You take a $1,500 (including surrender charge) partial surrender all from the subaccounts, leaving the contract value at $22,800.

The death benefit, which is based on the greatest of three values, is calculated as follows:
1. Contract value at death:	$22,800.00

2. Purchase payments minus adjusted partial surrenders:
Total purchase payments and purchase payment credits:	$26,000.00
minus the death benefit adjusted partial surrenders, calculated as:

$1,500 × $26,000 $24,300 =	–1,604.94

for a death benefit of:	$24,395.06

3. The 5% accumulation death benefit floor:
The variable account floor on the first contract anniversary, calculated as: 1.05 x $21,000 =	$22,050.00
plus amounts allocated to the subaccounts since that anniversary:
minus the 5% accumulation death benefit floor adjusted partial surrender from the subaccounts, calculated as:	+0.00
$1,500 × $22,050 $19,000 =	–1,740.79

variable account floor benefit:	$20,309.21
plus the regular fixed account value:	+5,300.00

5% accumulation death benefit floor (value of the regular fixed account and the variable account floor):	$25,609.21

The 5% Accumulation Death Benefit, calculated as the greatest of these three values, which is the 5% accumulation death benefit floor:	$25,609.21

RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS 109

Example — Enhanced Death Benefit

Assumptions:

•	You purchase the contract with a payment of $25,000 and we add a $1,000 purchase payment credit with $5,000 allocated to the regular fixed account and $21,000 allocated to the subaccounts; and

•	on the first contract anniversary the regular fixed account value is $5,200 and the subaccount value is $17,000. Total contract value is $23,200; and

•	During the second contract year the regular fixed account value is $5,300 and the subaccount value is $19,000. Total contract value is $24,300. You take a $1,500 (including surrender charge) partial surrender all from the subaccounts, leaving the contract value at $22,800.

The death benefit, which is based on the greatest of four values, is calculated as follows:
1. Contract value at death:	$22,800.00

2. Purchase payments and purchase payment credits minus adjusted partial surrenders:
Total purchase payments:	$26,000.00
minus the death benefit adjusted partial surrenders, calculated as:
$1,500 × $26,000 $24,300 =	–1,604.94

for a death benefit of:	$24,395.06

3. The MAV on the anniversary immediately preceding the date of death:
The MAV on the immediately preceding anniversary:	$26,000.00
plus purchase payments made since that anniversary:	+0.00
minus adjusted partial surrenders made since that anniversary, calculated as:
$1,500 × $26,000 $24,300 =	–1,604.94

for a MAV Death Benefit of:	$24,395.06

4. The 5% accumulation death benefit floor:
The variable account floor on the first contract anniversary calculated as: 1.05 x $20,000 =	$22,050.00
plus amounts allocated to the subaccounts since that anniversary:	+0.00
minus the 5% accumulation death benefit floor adjusted partial surrender from the subaccounts, calculated as:
$1,500 × $22,050 $19,000 =	–1,740.79

variable account floor benefit:	$20,309.21
plus the regular fixed account value:	+5,300.00

5% accumulation death benefit floor (value of the regular fixed account and the variable account floor):	$25,609.21

Enhanced Death Benefit, calculated as the greatest of these four values, which is the 5% accumulation death benefit floor:	$25,609.21

 110  RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS

Original Contract:

Example — ROP Death Benefit

Assumptions:

•	You purchase the contract with a payment of $25,000. We add a purchase payment credit of $1,000 to the contract; and

•	on the first contract anniversary, you make an additional payment of $20,000. We add a purchase payment credit of $800; and

•	During the second contract year, the contract value is $42,000 and you take a $5,000 partial surrender (including surrender charges); and

•	During the third contract year, the contract value is $40,000.

We calculate the ROP Death Benefit, as follows:
Contract value at death:	$40,000.00

Purchase payments, plus credits minus adjusted partial surrenders:
Total purchase payments:	$45,000.00
plus purchase payment credits:	+1,800.00
minus adjusted partial surrenders calculated as:
$5,000 × $46,800 $42,000 =	–5,571.43

for a death benefit of:	$41,228.57

The ROP Death Benefit, calculated as the greatest of these two values:	$41,228.57

Example — MAV Death Benefit

Assumptions:

•	You purchase the contract with a payment of $25,000. We add a purchase payment credit of $1,000 to your contract; and

•	on the first contract anniversary the contract value grows to $29,000; and

•	During the second contract year the contract value falls to $27,000, at which point you take a $1,500 partial surrender (including surrender charges), leaving a contract value of $25,500.

We calculate the MAV Death Benefit, which is based on the greater of three values as follows:
1. Contract value at death:	$25,500.00

2. Purchase payments, plus purchase payment credits minus adjusted partial surrenders:
Total purchase payments and purchase payment credits:	$26,000.00
minus adjusted partial surrenders, calculated as:
$1,500 × $26,000 $27,000 =	–1,444.44

for a death benefit of:	$24,555.56

3. The MAV immediately preceding the date of death:
Greatest of your contract anniversary values:	$29,000.00
plus purchase payments and purchase payment credits made since the prior anniversary:
minus adjusted partial surrenders, calculated as:	+0.00
$1,500 × $29,000 $27,000 =	–1,611.11

for a death benefit of:	$27,388.89

The MAV Death Benefit, calculated as the greatest of these three values, which is the MAV:	$27,388.89

RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS 111

Example — 5% Accumulation Death Benefit

Assumptions:

•	You purchase the contract with a payment of $25,000 and we add a purchase payment credit of $1,000 to your contract. You allocate $5,000 to the one-year fixed account and $21,000 to the subaccounts; and

•	on the first contract anniversary, the one-year fixed account value is $5,200 and the subaccount value is $17,000. Total contract value is $23,200; and

•	During the second contract year, the one-year fixed account value is $5,300 and the subaccount value is $19,000. Total contract value is $24,300. You take a $1,500 partial surrender, (including surrender charges) all from the subaccounts, leaving the contract value at $22,800.

The death benefit, which is based on the greatest of three values, is calculated as follows:
1. Contract value at death:	$22,800.00

2. Purchase payments, plus purchase payment credits minus adjusted partial surrenders:
Total purchase payments and purchase payment credits:	$26,000.00
minus adjusted partial surrenders, calculated as:
$1,500 × $26,000 $24,300 =	–1,604.94

for a death benefit of:	$24,395.06

3. The 5% variable account floor:
The variable account floor the first contract anniversary, calculated as:
1.05 × $21,000 =	$22,050.00
plus purchase payments and purchase payment credits allocated to the subaccounts
since that anniversary:	+0.00
minus the 5% variable account floor adjusted partial surrender from the subaccounts, calculated as:
$1,500 × $22,050 $19,000 =	–1,740.79

variable account floor benefit:	$20,309.21
plus the one-year fixed account value:	+5,300.00

5% variable account floor (value of the one-year fixed account and the variable account floor):	$25,609.21

The 5% Accumulation Death Benefit, calculated as the greatest of these three values, which is the 5% variable account floor:	$25,609.21

 112  RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS

Example — Enhanced Death Benefit

Assumptions:

•	You purchase the contract with a payment of $25,000 and we add a $1,000 purchase payment credit with $5,000 allocated to the one-year fixed account and $21,000 allocated to the subaccounts; and

•	on the first contract anniversary, the one-year fixed account value is $5,200 and the subaccount value is $17,000. Total contract value is $23,200; and

•	During the second contract year, the one-year fixed account value is $5,300 and the subaccount value is $19,000. Total contract value is $24,300. You take a $1,500 partial surrender (including surrender charges) all from the subaccounts, leaving the contract value at $22,800.

The death benefit, which is based on the greatest of four values, is calculated as follows:
1. Contract value at death:	$22,800.00

2. Purchase payments and purchase payment credits minus adjusted partial surrenders:
Total purchase payments:	$26,000.00
minus adjusted partial surrenders, calculated as:
$1,500 × $26,000 $24,300 =	–1,604.94

for a return of purchase payments death benefit of:	$24,395.06

3. The MAV on the anniversary immediately preceding the date of death:
The MAV on the immediately preceding anniversary:	$26,000.00
plus purchase payments and credits made since that anniversary:	+0.00
minus adjusted partial surrenders made since that anniversary, calculated as:
$1,500 × $26,000 $24,300 =	–1,604.94

for a MAV Death Benefit of:	$24,395.06

4. The 5% variable account floor:
The variable account floor the first contract anniversary, calculated as:
1.05 × $21,000 =	$22,050.00
plus purchase payments and purchase payment credit amounts allocated to the subaccounts since that anniversary:	+0.00
minus the 5% variable account floor adjusted partial surrender from the subaccounts, calculated as:
$1,500 × $22,050 $19,000 =	–1,740.79

variable account floor benefit:	$20,309.21
plus the one-year fixed account value:	+5,300.00

5% variable account floor (value of the one-year fixed account and the variable account floor):	$25,609.21

EDB, calculated as the greatest of these three values, which is the 5% variable account floor:	$25,609.21

RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS 113

Appendix D: Example — SecureSource series of riders

Example: SecureSource Stages 2 riders

Assumptions:

•	You purchase the contract with a payment of $100,000 and make no additional payments to the contract.

•	You are the sole owner and also the annuitant. You (and your spouse for the joint benefit) are age 61.

•	Annual Step-ups are applied each anniversary when available, where the contract value is greater than the PBG and/or the BB. Applied annual step-ups are indicated in bold.

•	You elect the Moderate investment option at issue.

			Hypothetical
Contract			Assumed				Benefit							Lifetime
Duration	Purchase	Partial	Contract				Determining							Payment
in Years	Payments	Withdrawals	Value	BB		WAB	Percentage	PBG		ALP		RALP		Percent

At Issue	$100,000	NA	$100,000	$100,000		$100,000	0.0%	$100,000		$4,000		$4,000	(1)	4%

1	0	0	98,000	108,000		108,000	9.3%	108,000		5,400		5,400	(2)	5%

2	0	0	105,000	114,000		114,000	7.9%	105,000		5,700		5,700		5%

3	0	0	118,000	120,000		120,000	1.7%	118,000		6,000		6,000		5%

3.5	0	6,000	112,000	120,000		113,898	1.7%	112,000		6,000		0		5%

4	0	0	115,000	120,000		115,000	0.0%	115,000		6,000		6,000		5%

5	0	0	130,000	130,000		130,000	0.0%	130,000		7,800	(3)	7,800	(3)	6%	(3)

6	0	0	110,000	130,000		130,000	15.4%	130,000		7,800		7,800		6%

7	0	0	100,000	130,000		130,000	23.1%	130,000		6,500	(4)	6,500	(4)	5%	(4)

7.5	0	10,000	90,000	125,134	(5)	117,000	23.1%	118,877	(5)	6,257	(5)	0		5%

8	0	0	80,000	125,134		117,000	31.6%	118,877		6,257		6,257		5%

9	0	0	95,000	125,134		117,000	18.8%	118,877		7,508	(4)	7,508	(4)	6%	(4)

(1)	The ALP and RALP are based on percentage B until the end of the 1-year waiting period.

(2)	Since no withdrawal was taken, at the end of the 1-year waiting period, the ALP and RALP are recalculated based on percentage A.

(3)	Because the annual step-up increased the BB on the anniversary and the covered person’s (for the joint benefit, younger covered spouse’s) attained age is in a higher age band, the Lifetime Payment Percentage increased.

(4)	The Lifetime Payment Percentage is based on percentage A when the BDP is less than 20% and percentage B when the BDP is greater than or equal to 20%.

(5)	The $10,000 withdrawal is greater than the $6,500 RALP allowed under the rider and therefore excess withdrawal processing is applied. The BB and PBG are reset as described in “Lifetime Benefit Description – Determination of Adjustment of Benefit Values”.

 114  RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS

Example: SecureSource Stages

Assumptions:

•	You purchase the contract with a payment of $100,000 and make no additional payments to the contract.

•	You are the sole owner and also the annuitant. You (and your spouse for the joint benefit) are age 61.

•	Annual step-ups are applied each anniversary when available, where the contract value is greater than the PBG and/or the BB. Applied annual step-ups are indicated in bold.

•	You elect the Moderate PN program investment option at issue.

			Hypothetical
Contract			Assumed				Benefit							Lifetime
Duration	Purchase	Partial	Contract				Determining							Payment
in Years	Payments	Withdrawals	Value	BB		WAB	Percentage	PBG		ALP		RALP		Percent

At Issue	$100,000	NA	$100,000	$100,000		$100,000	0.0%	$100,000		$5,000		$0	(1)	5%

1	0	0	98,000	108,000		108,000	9.3%	100,000		5,400		0		5%

2	0	0	105,000	114,000		114,000	7.9%	105,000		5,700		0		5%

3	0	0	118,000	120,000		120,000	1.7%	118,000		6,000		6,000	(2)	5%

3.5	0	6,000	112,000	120,000		113,898	1.7%	112,000		6,000		0		5%

4	0	0	115,000	120,000		115,000	0.0%	115,000		6,000		6,000		5%

5	0	0	130,000	130,000		130,000	0.0%	130,000		7,800	(3)	7,800	(3)	6%	(3)

6	0	0	110,000	130,000		130,000	15.4%	130,000		7,800		7,800		6%

7	0	0	100,000	130,000		130,000	23.1%	130,000		6,500	(4)	6,500	(4)	5%	(4)

7.5	0	10,000	90,000	117,000	(5)	117,000	23.1%	108,000	(5)	5,850	(5)	0		5%

8	0	0	80,000	117,000		117,000	31.6%	108,000		5,850		5,850		5%

9	0	0	95,000	117,000		117,000	18.8%	108,000		7,020	(4)	7,020	(4)	6%	(4)

(1)	The RALP is zero until the end of the 3-Year waiting period.
(2)	At the end of the 3-Year waiting period, the RALP is set equal to the ALP.
(3)	Because the annual step-up increased the BB on the anniversary and the covered person’s (for the joint benefit, younger covered spouse’s) attained age is in a higher age band, the Lifetime Payment Percentage increased.
(4)	The lifetime payment percentage is based on percentage A when the BDP is less than 20% and percentage B when the BDP is greater than or equal to 20%.
(5)	The $10,000 withdrawal is greater than the $6,500 RALP allowed under the rider and therefore excess withdrawal processing is applied. The BB and PBG are reset as described in “Determination of Adjustment of Benefit Values” in the “Lifetime Benefit Description”.

RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS 115

Example: SecureSource 20

EXAMPLE #1: Lifetime benefit not established at the time the contract and rider are purchased.

Assumptions:

•	You purchase the contract with a payment of $100,000 and make no additional payments to the contract.

•	You are the sole owner and also the annuitant. You (and your spouse for the joint benefit) are age 61.

•	Annual step-ups are applied each anniversary when available, where the contract value is greater than the RBA and/or the contract value times the ALP percentage is greater than the ALP. Applied annual step-ups are indicated in bold.

•	You elect the Moderate PN program investment option at issue.

			Hypothetical
Contract			Assumed
Duration	Purchase	Partial	Contract				Basic Benefit								Lifetime Benefit
in Years	Payments	Surrenders	Value	WAB		BDP	GBA		RBA		GBP		RBP		ALP		RALP

At Issue	$100,000	NA	$100,000	$100,000		0.0%	$100,000		$100,000		$6,000		$0		NA		NA

1	0	0	98,000	100,000		2.0%	100,000		100,000		6,000		0		NA		NA

2	0	0	105,000	105,000		0.0%	105,000		105,000		6,300		0		NA		NA

3	0	0	125,000	125,000		0.0%	125,000		125,000		7,500		7,500		NA		NA

3.5	0	6,000	111,000	118,590		6.4%	125,000		119,000		7,500		1,500		NA		NA

4	0	0	104,000	118,590		12.3%	125,000		119,000		7,500		7,500		7,140	(1)	7,140	(1)

5	0	0	90,000	118,590		24.1%	125,000		119,000		6,250	(2)	6,250	(2)	5,950	(2)	5,950	(2)

6	0	0	95,000	118,590		19.9%	125,000		119,000		7,500		7,500		7,140		7,140

6.5	0	7,500	87,500	87,500	(3)	0.0%	125,000		111,500		7,500		0		5,250	(3)	0

7	0	0	90,000	90,000		0.0%	125,000		111,500		7,500		7,500		5,400		5,400

7.5	0	10,000	70,000	70,000	(4)	0.0%	70,000	(4)	70,000	(4)	4,200	(4)	0		4,200	(4)	0

8	0	0	75,000	75,000		0.0%	75,000		75,000		4,500		4,500		4,500		4,500

(1)	The ALP and RALP are established on the contract anniversary following the date the covered person (younger Covered Spouse for Joint) reaches age 65 as the greater of the ELB or the RBA, times the ALP percentage.
(2)	The ALP percentage and GBP percentage are 6% when the BDP is less than 20% and 5% when the BDP is greater than or equal to 20%.
(3)	The $7,500 withdrawal is greater than the $7,140 RALP allowed under the lifetime benefit and therefore excess withdrawal processing is applied to the ALP, resetting the ALP to the lesser of the prior ALP or the ALP percentage times the contract value following the withdrawal. The WAB is reset to the ALP after the reset divided by the current ALP percentage. The BDP at the time of withdrawal is less than 20%, so the ALP percentage and GBP percentage are set at 6% for the remainder of the contract year.
(4)	The $10,000 withdrawal is greater than both the $7,500 RBP allowed under the basic benefit and the $5,400 RALP allowed under the lifetime benefit and therefore excess withdrawal processing is applied to both benefits. The GBA is reset to the lesser of the prior GBA or the contract value following the withdrawal. The RBA is reset to the lesser of the prior RBA less the withdrawal or the contract value following the withdrawal. The ALP is reset to the lesser of the prior ALP or the ALP percentage times the contract value following the withdrawal. The WAB is reset to the ALP after the reset divided by the current ALP percentage. The BDP at the time of withdrawal is less than 20%, so the ALP percentage and GBP percentage are set at 6% for the remainder of the contract year.

 116  RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS

EXAMPLE #2: Lifetime benefit established at the time the contract and rider are purchased.

Assumptions:

•	You purchase the contract with a payment of $100,000 and make no additional payments to the contract.

•	You are the sole owner and also the annuitant. You (and your spouse for the joint benefit) are age 65.

•	Annual step-ups are applied each anniversary when available, where the contract value is greater than the RBA and/or the contract value times the ALP percentage is greater than the ALP. Applied annual step-ups are indicated in bold.

•	You elect the Moderate PN program investment option at issue. On the 7th contract anniversary, you elect to change to the Moderately Aggressive PN program investment option. The target PN program investment option under the contract is the Moderate PN program investment option.

			Hypothetical
Contract			Assumed
Duration	Purchase	Partial	Contract				Basic Benefit								Lifetime Benefit
in Years	Payments	Surrenders	Value	WAB		BDP	GBA		RBA		GBP		RBP		ALP		RALP

At Issue	$100,000	NA	$100,000	$100,000		0.0%	$100,000		$100,000		$6,000		$0		$6,000		$0

1	0	0	105,000	105,000		0.0%	105,000		105,000		6,300		0		6,300		0

2	0	0	110,000	110,000		0.0%	110,000		110,000		6,600		0		6,600		0

3	0	0	110,000	120,000		8.3%	110,000		110,000		6,600		6,600	(1)	7,200		7,200	(1)

3.5	0	6,000	104,000	113,455		8.3%	110,000		104,000		6,600		600		7,200		1,200

4	0	0	100,000	113,455		11.9%	110,000		104,000		6,600		6,600		7,200		7,200

4.5	0	7,000	90,000	105,267		14.5%	90,000		90,000		5,400	(2)	5,400	(2)	7,200		200

5	0	0	80,000	105,267		24.0%	90,000		90,000		4,500	(3)	4,500	(3)	6,000	(3)	6,000	(3)

5.5	0	10,000	70,000	70,000	(4)	0.0%	70,000		70,000		3,500	(4)	3,500	(4)	3,500	(4)	3,500	(4)

6	0	0	75,000	75,000		0.0%	75,000		75,000		4,500		4,500		4,500		4,500

7	0	0	70,000	70,000	(5)	0.0%	70,000	(5)	70,000	(5)	4,200	(5)	4,200	(5)	4,200	(5)	4,200	(5)

(1)	At the end of the 3-Year waiting period, the RBP and RALP are set equal to the GBP and ALP, respectively. The 20% rider credit is applied to the lifetime benefit.
(2)	The $7,000 withdrawal is greater than the $6,600 RBP allowed under the basic benefit and therefore excess withdrawal processing is applied to the basic benefit. The GBA is reset to the lesser of the prior GBA or the contract value following the withdrawal. The RBA is reset to the lesser of the prior RBA less the withdrawal or the contract value following the withdrawal. The BDP at the time of withdrawal is less than 20%, so the ALP percentage and GBP percentage are set at 6% for the remainder of the contract year.
(3)	The ALP percentage and GBP percentage are 6% when the BDP is less than 20% and 5% when the BDP is greater than or equal to 20%.
(4)	The $10,000 withdrawal is greater than both the $4,500 RBP allowed under the basic benefit and the $6,000 RALP allowed under the lifetime benefit and therefore excess withdrawal processing is applied to both benefits. The GBA is reset to the lesser of the prior GBA or the contract value following the withdrawal. The RBA is reset to the lesser of the prior RBA less the withdrawal or the contract value following the withdrawal. The ALP is reset to the lesser of the prior ALP or the ALP percentage times the contract value following the withdrawal. The WAB is reset to the ALP after the reset divided by the current ALP percentage. The BDP at the time of withdrawal is greater than or equal to 20%, so the ALP percentage and GBP percentage are set at 5% for the remainder of the contract year.
(5)	Allocation to the Moderately Aggressive PN program investment option during a withdrawal phase will reset the benefit. The GBA is reset to the lesser of the prior GBA or the contract value. The RBA is reset to the lesser of the prior RBA or the contract value. The ALP is reset to the lesser of the prior ALP or the ALP percentage times the contract value. The WAB is reset to the ALP after the reset divided by the current ALP percentage. Any future withdrawals will reallocate your contract value to the Moderate PN program investment option if you are invested more aggressively than the Moderate PN program investment option.

RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS 117

Example: SecureSource

EXAMPLE #1: Single Life benefit: Covered person has not reached age 65 at the time the contract and rider are purchased.

Assumptions:

•	You purchase the contract with a payment of $96,153.85 and receive a purchase payment credit of $3,846.15, and make no additional payments to the contract.

•	You are the sole owner and also the annuitant. You are age 60.

•	Automatic annual step-ups are applied each anniversary when available, where the contract value is greater than the RBA and/or 6% of the contract value is greater than the ALP. Applied annual step-ups are indicated in bold.

•	You elect the Moderate PN program investment option at issue. On the 1st contract anniversary, you elect to change to the Moderately Aggressive PN program investment option. The target PN program investment option under the contract is the Moderate PN program investment option.

			Hypothetical
Contract			Assumed
Duration	Purchase	Partial	Contract	Basic Withdrawal Benefit						Lifetime Withdrawal Benefit
in Years	Payments	Withdrawals	Value	GBA		RBA		GBP	RBP	ALP			RALP

At Issue	$100,000	$ N/A	$100,000	$100,000		$100,000		$7,000	$7,000	$	N/A		$	N/A

0.5	0	5,000	92,000	100,000		95,000		7,000	2,000		N/A			N/A

1	0	0	90,000	90,000	(1)	90,000	(1)	6,300	6,300		N/A			N/A

2	0	0	81,000	90,000		90,000		6,300	6,300		N/A			N/A

5	0	0	75,000	90,000		90,000		6,300	6,300		5,400	(2)		5,400	(2)

5.5	0	5,400	70,000	90,000		84,600		6,300	900		5,400			0

6	0	0	69,000	90,000		84,600		6,300	6,300		5,400			5,400

6.5	0	6,300	62,000	90,000		78,300		6,300	0		3,720	(3)		0

7	0	0	64,000	90,000		78,300		6,300	6,300		3,840			3,840

7.5	0	10,000	51,000	51,000	(4)	51,000	(4)	3,570	0		3,060	(4)		0

8	0	0	55,000	55,000		55,000		3,850	3,850		3,300			3,300

At this point, assuming no additional activity (step ups, excess withdrawals, purchase payments, spousal continuation, contract ownership change, or PN program investment option changes), you can continue to withdraw up to either the GBP of $3,850 each year until the RBA is reduced to zero, or the ALP of $3,300 each year until the later of your death or the RBA is reduced to zero.

(1)	Allocation to the Moderately Aggressive investment option during a withdrawal phase will reset the benefit. The GBA is reset to the lesser of the prior GBA or the contract value. The RBA is reset to the lesser of the prior RBA or the contract value. The ALP (if established) is reset to the lesser of the prior ALP or 6% of the contract value. Any future withdrawals will reallocate your contract value to the Moderate PN program investment option if you are invested more aggressively than the Moderate PN program investment option.
(2)	The ALP and RALP are established on the contract anniversary date following the date the covered person reaches age 65 as 6% of the RBA.
(3)	The $6,300 withdrawal is greater than the $5,400 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the ALP, resetting the ALP to the lesser of the prior ALP or 6% of the contract value following the withdrawal.
(4)	The $10,000 withdrawal is greater than both the $6,300 RBP allowed under the basic withdrawal benefit and the $3,840 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the GBA, RBA, and ALP. The GBA is reset to the lesser of the prior GBA or the contract value following the withdrawal. The RBA is reset to the lesser of the prior RBA less the withdrawal or the contract value following the withdrawal. The ALP is reset to the lesser of the prior ALP or 6% of the contract value following the withdrawal.

 118  RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS

EXAMPLE #2: Single Life benefit: Covered person has reached 65 at the time the contract and rider are purchased.

Assumptions:

•	You purchase the contract with a payment of $96,154 and receive a purchase payment credit of $3,846.

•	You are the sole owner and also the annuitant. You are age 65.

•	Automatic annual step-ups are applied each anniversary when available, where the contract value is greater than the RBA and/or 6% of the contract value is greater than the ALP. Applied annual step-ups are indicated in bold.

•	Your death occurs after 6 1/2 contract years and your spouse continues the contract and rider. Your spouse is over age 65 and is the new covered person.

			Hypothetical
Contract			Assumed
Duration	Purchase	Partial	Contract	Basic Withdrawal Benefit							Lifetime Withdrawal Benefit
in Years	Payments	Withdrawals	Value	GBA		RBA		GBP	RBP		ALP		RALP

At Issue	$100,000	$ N/A	$100,000	$100,000		$100,000		$7,000	$7,000		$6,000		$6,000

1	0	0	105,000	105,000		105,000		7,350	7,000	(1)	6,300		6,000	(1)

2	0	0	110,000	110,000		110,000		7,700	7,000	(1)	6,600		6,000	(1)

3	0	0	110,000	110,000		110,000		7,700	7,700	(2)	6,600		6,600	(2)

3.5	0	6,600	110,000	110,000		103,400		7,700	1,100		6,600		0

4	0	0	115,000	115,000		115,000		8,050	8,050		6,900		6,900

4.5	0	8,050	116,000	115,000		106,950		8,050	0		6,900	(3)	0

5	0	0	120,000	120,000		120,000		8,400	8,400		7,200		7,200

5.5	0	10,000	122,000	120,000	(4)	110,000	(4)	8,400	0		7,200	(4)	0

6	0	0	125,000	125,000		125,000		8,750	8,750		7,500		7,500

6.5	0	0	110,000	125,000		125,000		8,750	8,750		6,600	(5)	6,600	(5)

7	0	0	105,000	125,000		125,000		8,750	8,750		6,600		6,600

At this point, assuming no additional activity (step ups, excess withdrawals, purchase payments, contract ownership change, or PN program investment option changes), your spouse can continue to withdraw up to either the GBP of $8,750 each year until the RBA is reduced to zero, or the ALP of $6,600 each year until the later of your spouse’s death or the RBA is reduced to zero.

(1)	The annual step-up has not been applied to the RBP or RALP because any withdrawal after step up during the waiting period would reverse any prior step ups prior to determining if the withdrawal is excess. Therefore, during the waiting period, the RBP is the amount you can withdraw without incurring the GBA and RBA excess withdrawal processing, and the RALP is the amount you can withdraw without incurring the ALP excess withdrawal processing.
(2)	On the third anniversary (after the end of the waiting period), the RBP and RALP are set equal to the GBP and ALP, respectively.
(3)	The $8,050 withdrawal is greater than the $6,900 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the ALP, resetting the ALP to the lesser of the prior ALP or 6% of the contract value following the withdrawal.
(4)	The $10,000 withdrawal is greater than both the $8,400 RBP allowed under the basic withdrawal benefit and the $7,200 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the GBA, RBA, and ALP. The GBA is reset to the lesser of the prior GBA or the contract value following the withdrawal. The RBA is reset to the lesser of the prior RBA less the withdrawal or the contract value following the withdrawal. The ALP is reset to the lesser of the prior ALP or 6% of the contract value following the withdrawal.
(5)	At spousal continuation, the ALP is reset to the lesser of the prior ALP or 6% of the contract value and the RALP is reset to the ALP.

RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS 119

EXAMPLE #3: Joint Life benefit: Younger covered spouse has not reached 65 at the time the contract and rider are purchased.

Assumptions:

•	You purchase the contract with a payment of $96,154 and receive a purchase payment credit of $3,846.

•	You are age 59 and your spouse is age 60.

•	Automatic annual step-ups are applied each anniversary when available, where the contract value is greater than the RBA and/or 6% of the contract value is greater than the ALP. Applied annual step-ups are indicated in bold.

•	You elect the Moderate PN program investment option at issue. On the 1st contract anniversary, you elect to change to the Moderately Aggressive investment option. The target PN program investment option under the contract is the Moderate PN program investment option.

•	Your death occurs after 9 1/2 contract years and your spouse continues the contract and rider; the lifetime benefit is not reset.

			Hypothetical
Contract			Assumed
Duration	Purchase	Partial	Contract	Basic Withdrawal Benefit						Lifetime Withdrawal Benefit
in Years	Payments	Withdrawals	Value	GBA		RBA		GBP	RBP	ALP			RALP

At Issue	$100,000	$ N/A	$100,000	$100,000		$100,000		$7,000	$7,000	$	N/A		$	N/A

0.5	0	5,000	92,000	100,000		95,000		7,000	2,000		N/A			N/A

1	0	0	90,000	90,000	(1)	90,000	(1)	6,300	6,300		N/A			N/A

2	0	0	81,000	90,000		90,000		6,300	6,300		N/A			N/A

6	0	0	75,000	90,000		90,000		6,300	6,300		5,400	(2)		5,400	(2)

6.5	0	5,400	70,000	90,000		84,600		6,300	900		5,400			0

7	0	0	69,000	90,000		84,600		6,300	6,300		5,400			5,400

7.5	0	6,300	62,000	90,000		78,300		6,300	0		3,720	(3)		0

8	0	0	64,000	90,000		78,300		6,300	6,300		3,840			3,840

8.5	0	10,000	51,000	51,000	(4)	51,000	(4)	3,570	0		3,060	(4)		0

9	0	0	55,000	55,000		55,000		3,850	3,850		3,300			3,300

9.5	0	0	54,000	55,000		55,000		3,850	3,850		3,300			3,300

10	0	0	52,000	55,000		55,000		3,850	3,850		3,300			3,300

At this point, assuming no additional activity (step ups, excess withdrawals, purchase payments, or PN program investment option changes), your spouse can continue to withdraw up to either the GBP of $3,850 each year until the RBA is reduced to zero, or the ALP of $3,300 each year until the later of your spouse’s death or the RBA is reduced to zero.

(1)	The ALP and RALP are established on the contract anniversary date following the date the younger covered spouse reaches age 65 as 6% of the RBA.
(2)	Allocation to the Moderately Aggressive PN program investment option during a withdrawal phase will reset the benefit. The GBA is reset to the lesser of the prior GBA or the contract value. The RBA is reset to the lesser of the prior RBA or the contract value. The ALP is reset to the lesser of the prior ALP or 6% of the contract value. Any future withdrawals will reallocate your contract value to the Moderate PN program investment option if you are invested more aggressively than the Moderate PN program investment option.
(3)	The $6,300 withdrawal is greater than the $5,400 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the ALP, resetting the ALP to the lesser of the prior ALP or 6% of the contract value following the withdrawal.
(4)	The $10,000 withdrawal is greater than both the $6,300 RBP allowed under the basic withdrawal benefit and the $3,840 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the GBA, RBA, and ALP. The GBA is reset to the lesser of the prior GBA or the contract value following the withdrawal. The RBA is reset to the lesser of the prior RBA less the withdrawal or the contract value following the withdrawal. The ALP is reset to the lesser of the prior ALP or 6% of the contract value following the withdrawal.

 120  RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS

EXAMPLE #4: Joint Life benefit: Younger covered spouse has reached 65 at the time the contract and rider are purchased.

Assumptions:

•	You purchase the contract with a payment of $96,154 and receive a purchase payment credit of $3,846.

•	You are age 71 and your spouse is age 70.

•	Automatic annual step-ups are applied each anniversary when available, where the contract value is greater than the RBA and/or 6% of the contract value is greater than the ALP. Applied annual step-ups are indicated in bold.

•	Your death occurs after 6 1/2 contract years and your spouse continues the contract and rider; the lifetime benefit is not reset.

			Hypothetical
			Assumed
Contract	Purchase	Partial	Contract	Basic Withdrawal Benefit							Lifetime Withdrawal Benefit
Duration	Payments	Withdrawals	Value	GBA		RBA		GBP	RBP		ALP		RALP

At Issue	$100,000	$ N/A	$100,000	$100,000		$100,000		$7,000	$7,000		$6,000		$6,000

1	0	0	105,000	105,000		105,000		7,350	7,000	(1)	6,300		6,000	(1)

2	0	0	110,000	110,000		110,000		7,700	7,000	(1)	6,600		6,000	(1)

3	0	0	110,000	110,000		110,000		7,700	7,700	(2)	6,600		6,600	(2)

3.5	0	6,600	110,000	110,000		103,400		7,700	1,100		6,600		0

4	0	0	115,000	115,000		115,000		8,050	8,050		6,900		6,900

4.5	0	8,050	116,000	115,000		106,950		8,050	0		6,900	(3)	0

5	0	0	120,000	120,000		120,000		8,400	8,400		7,200		7,200

5.5	0	10,000	122,000	120,000	(4)	110,000	(4)	8,400	0		7,200	(4)	0

6	0	0	125,000	125,000		125,000		8,750	8,750		7,500		7,500

6.5	0	0	110,000	125,000		125,000		8,750	8,750		7,500		7,500

7	0	0	105,000	125,000		125,000		8,750	8,750		7,500		7,500

At this point, assuming no additional activity (step ups, excess withdrawals, purchase payments, or PN program investment option changes), your spouse can continue to withdraw up to either the GBP of $8,750 each year until the RBA is reduced to zero, or the ALP of $7,500 each year until the later of your spouse’s death or the RBA is reduced to zero.

(1)	The annual step-up has not been applied to the RBP or RALP because any withdrawal after step up during the waiting period would reverse any prior step ups prior to determining if the withdrawal is excess. Therefore, during the Waiting Period, the RBP is the amount you can withdraw without incurring the GBA and RBA excess withdrawal processing, and the RALP is the amount you can withdraw without incurring the ALP excess withdrawal processing.
(2)	On the third anniversary (after the end of the waiting period), the RBP and RALP are set equal to the GBP and ALP, respectively.
(3)	The $8,050 withdrawal is greater than the $6,900 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the ALP, resetting the ALP to the lesser of the prior ALP or 6% of the contract value following the withdrawal.
(4)	The $10,000 withdrawal is greater than both the $8,400 RBP allowed under the basic withdrawal benefit and the $7,200 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the GBA, RBA, and ALP. The GBA is reset to the lesser of the prior GBA or the contract value following the withdrawal. The RBA is reset to the lesser of the prior RBA less the withdrawal or the contract value following the withdrawal. The ALP is reset to the lesser of the prior ALP or 6% of the contract value following the withdrawal.

RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS 121

Appendix E: SecureSource Series of Riders — Additional RMD Disclosure

This appendix describes our current administrative practice for determining the amount of withdrawals in any contract year which an owner may take under the SecureSource series of riders to satisfy the RMD rules under 401(a)(9) of the Code without application of the excess withdrawal processing described in the rider. We reserve the right to modify this administrative practice at any time upon 30 days’ written notice to you.

For SecureSource Stages and SecureSource 20 riders, owners subject to annual RMD rules under Section 401(a)(9) of the Code, withdrawing from this contract during the waiting period to satisfy these rules will set your benefits to zero and you will not receive any future rider credit.

Amounts you withdraw from this contract (for SecureSource Stages and SecureSource 20 riders, amounts you withdraw from this contract after the waiting period) to satisfy these rules are not subject to excess withdrawal processing under the terms of the rider subject to the following rules and our current administrative practice:

For SecureSource and SecureSource 20 riders:

(1)	If on the date we calculated your Annual Life Expectancy Required Minimum Distribution Amount (ALERMDA), it is greater than the RBP from the beginning of the current contract year*,

•	Basic Additional Benefit Amount (BABA) will be set equal to that portion of your ALERMDA that exceeds the RBP from the beginning of the current contract year.
•	Any withdrawals taken in a contract year will count first against and reduce the RBP for that contract year.
•	Once the RBP for the current contract year has been depleted, any additional amounts withdrawn will count against and reduce the BABA. These withdrawals will not be considered excess withdrawals with regard to the GBA and RBA as long as they do not exceed the remaining BABA.
•	Once the BABA has been depleted, any additional withdrawal amounts will be considered excess withdrawals with regard to the GBA and RBA and will subject them all to the excess withdrawal processing described in the SecureSource series of riders.

(2)	If on the date we calculated your ALERMDA, it is greater than the RALP from the beginning of the current contract year,*

•	A Lifetime Additional Benefit Amount (LABA) will be set equal to that portion of your ALERMDA that exceeds the RALP from the beginning of the current contract year*.

•	Any withdrawals taken in a contract year will count first against and reduce the RALP for that contract year.

•	Once the RALP for the current contract year has been depleted, any additional amounts withdrawn will count against and reduce the LABA. These withdrawals will not be considered excess withdrawals with regard to the ALP as long as they do not exceed the remaining LABA. Withdrawals will not be considered excess withdrawals unless amounts withdrawn exceed combined RALP and LABA values.

•	Once the LABA has been depleted, any additional withdrawal amounts will be considered excess withdrawals with regard to the ALP and will subject the ALP to the excess withdrawal processing described by the SecureSource series of riders.

(3)	If the ALP is established on a policy anniversary where your current ALERMDA is greater than the new RALP,

•	An initial LABA will be set equal to that portion of your ALERMDA that exceeds the new RALP.
•	This new LABA will be immediately reduced by the amount that total withdrawals in the current calendar year exceed the new RALP, but shall not be reduced to less than zero.

For SecureSource Stages and SecureSource Stages 2 riders:

(1)	Each calendar year, if your ALERMDA is greater than the ALP,

•	A Lifetime Additional Benefit Amount (LABA) will be set equal to that portion of your ALERMDA that exceeds the ALP.

•	The LABA will be reduced by the total of the amount that each withdrawal in the current calendar year exceeds the RALP at the time of each withdrawal, but shall not be reduced to less than zero.

•	Any withdrawals taken in a contract year will count first against and reduce the RALP for that contract year.

•	Once the RALP for the current contract year has been depleted, any additional amounts withdrawn will count against and reduce the LABA. These withdrawals will not be considered excess withdrawals with regard to the ALP as long as they do not exceed the remaining LABA. Withdrawals will not be considered excess withdrawals unless amounts withdrawn exceed combined RALP and LABA values.

 122  RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS

•	Once the LABA has been depleted, any additional withdrawal amounts will be considered excess withdrawals with regard to the ALP and will subject the ALP to the excess withdrawal processing described by the SecureSource Stages and SecureSource Stages 2.

*	For SecureSource 20 riders, adjusted for any subsequent changes between 5% and 6% as described under “GBP Percentage and ALP Percentage”.

The ALERMDA is:

(1)	determined by us each calendar year (for SecureSource Stages and SecureSource 20 riders, starting with the calendar year in which the waiting period ends);

(2)	based on your initial purchase payment and not the entire interest value in the calendar year of contract issue and therefore may not be sufficient to allow you to withdraw your RMD without causing an excess withdrawal;

(3)	based solely on the value of the contract to which the SecureSource Series rider is attached as of the date we make the determination;

(4)	based on your recalculated life expectancy taken from the Uniform Lifetime Table under the Code; and

(5)	based on the company’s understanding and interpretation of the requirements for life expectancy distributions intended to satisfy the required minimum distribution rules under Code Section 401(a)(9) and the Treasury Regulations promulgated thereunder, as applicable on the effective date of this prospectus, to:

1. an individual retirement annuity (Section 408(b));

2.	a Roth individual retirement account (Section 408A);
3.	a Simplified Employee Pension plan (Section 408(k));
4.	a tax-sheltered annuity rollover (Section 403(b)).

In the future, the requirements under the Code for such distributions may change and the life expectancy amount calculation provided under your rider within the SecureSource series of riders may not be sufficient to satisfy the requirements under the Code for these types of distributions. In such a situation, amounts withdrawn to satisfy such distribution requirements will exceed your available RBP or RALP amount and may result in the reduction of your GBA, RBA, and/or ALP as described under the excess withdrawal provision of the rider.

In cases where the Code does not allow the life expectancy of a natural person to be used to calculate the required minimum distribution amount (e.g., ownership by a trust or a charity), we will calculate the life expectancy RMD amount calculated by us as zero in all years.

Please contact your tax advisor about the impact of those rules prior to purchasing one of the SecureSource series of riders.

RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS 123

Appendix F: Example — Benefit Protector Death Benefit Rider

Example of the Benefit Protector®

Assumptions for the Current Contract:

•	You purchase the contract with a payment of $100,000 and you are under age 70; and

•	we add a $4,000 purchase payment credit to your contract. You select the MAV Death Benefit.

During the first contract year the contract value grows to $106,000. The MAV Death Benefit equals the contract value less any purchase payment credits added in the last 12 months, or $102,000. You have not reached the first contract anniversary so the Benefit Protector does not provide any additional benefit at this time.

Assumptions for the Original Contract:

•	You purchase the contract with a payment of $100,000 and you and the annuitant are under age 70; and

•	we add a $5,000 purchase payment credit to your contract. You select the MAV Death Benefit.

During the first contract year the contract value grows to $106,000. The MAV Death Benefit equals the contract value less any purchase payment credits added in the last 12 months, or $101,000. You have not reached the first contract anniversary so the Benefit Protector does not provide any additional benefit at this time.

On the first contract anniversary the contract value grows to $110,000. The death benefit equals:
The MAV Death Benefit (contract value):	$110,000
plus the Benefit Protector benefit which equals 40% of earnings at death (MAV Death Benefit minus remaining purchase payments for the Current Contract or MAV Death Benefit minus payments not previously surrendered for the Original Contract):

0.40 × ($110,000 – $100,000) =	+4,000

Total death benefit of:	$114,000
On the second contract anniversary the contract value falls to $105,000. The death benefit equals:
The MAV Death Benefit:	$110,000
plus the Benefit Protector benefit (40% of earnings at death):
0.40 × ($110,000 – $100,000) =	+4,000

Total death benefit of:	$114,000
During the third contract year the contract value remains at $105,000 and you request a partial surrender of $50,000, including the applicable 8% surrender charge. We will surrender $10,500 from your contract value free of charge (10% of your prior anniversary’s contract value). The remainder of the surrender is subject to an 8% surrender charge because your payment is in the third year of the surrender charge schedule, so we will surrender $39,500 ($36,340 + $3,160 in surrender charges) from your contract value. Altogether, we will surrender $50,000 and pay you $46,840. We calculate purchase payments not previously surrendered as $100,000 – $45,000 = $55,000 (remember that $5,000 of the partial surrender is contract earnings). The death benefit equals:

The MAV Death Benefit (MAV adjusted for partial surrenders):	$57,619
plus the Benefit Protector benefit (40% of earnings at death):
0.40 × ($57,619 – $55,000) =	+1,048

Total death benefit of:	$58,667
On the third contract anniversary the contract value falls to $40,000. The death benefit equals the previous death benefit. The reduction in contract value has no effect.
On the ninth contract anniversary the contract value grows to a new high of $200,000. Earnings at death reaches its maximum of 250% of purchase payments not previously surrendered that are one or more years old. The death benefit equals:

The MAV Death Benefit (contract value):	$200,000
plus the Benefit Protector benefit (40% of earnings at death, up to a maximum of 100% of purchase payments not previously surrendered that are one or more years old)	+55,000

Total death benefit of:	$255,000

 124  RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS

During the tenth contract year you make an additional purchase payment of $50,000 and we add a purchase payment credit of $2,500. Your new contract value is now $252,500. The new purchase payment is less than one year old and so it has no effect on the Benefit Protector value. The death benefit equals:

The MAV Death Benefit (contract value less any purchase payment credits added in the last 12 months):	$250,000
plus the Benefit Protector benefit (40% of earnings at death, up to a maximum of 100% of purchase payments not previously surrendered that are one or more years old)	+55,000

Total death benefit of:	$305,000
During the eleventh contract year the contract value remains $252,500 and the “new” purchase payment is one year old and the value of the Benefit Protector changes. The death benefit equals:
The MAV Death Benefit (contract value):	$252,500
plus the Benefit Protector benefit which equals 40% of earnings at death (MAV Death Benefit minus payments not previously surrendered):
0.40 × ($252,500 – $105,000) =	+59,000

Total death benefit of:	$311,500

RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS 125

Appendix G: Example — Benefit Protector Plus Death Benefit Rider

Example of the Benefit Protector® Plus

Assumptions for the Current Contract:

•	You purchase the contract with a payment of $100,000 and you are under age 70; and

•	we add a $4,000 purchase payment credit to your contract. You select the MAV Death Benefit.

During the first contract year the contract value grows to $106,000. The MAV Death Benefit equals the contract value, less any purchase payment credits added to the contract in the last 12 months, or $102,000. You have not reached the first contract anniversary so the Benefit Protector Plus does not provide any additional benefit at this time.

Assumptions for the Original Contract:

•	You purchase the contract with a payment of $100,000 and you and the annuitant are under age 70; and

•	we add a $5,000 purchase payment credit to your contract. You select the MAV Death Benefit.

During the first contract year the contract value grows to $106,000. The MAV Death Benefit equals the contract value, less any purchase payment credits added to the contract in the last 12 months, or $101,000. You have not reached the first contract anniversary so the Benefit Protector Plus does not provide any additional benefit at this time.

On the first contract anniversary the contract value grows to $110,000. You have not reached the second contract anniversary so the Benefit Protector Plus does not provide any additional benefit beyond what is provided by the Benefit Protector at this time. The death benefit equals:

The MAV Death Benefit (contract value):	$110,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death (MAV Death Benefit minus remaining purchase payments for the Current Contract or MAV Death Benefit minus payments not previously surrendered for the Original Contract):

0.40 × ($110,000 – $100,000) =	+4,000

Total death benefit of:	$114,000
On the second contract anniversary the contract value falls to $105,000. The death benefit equals:
The MAV Death Benefit:	$110,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death:
0.40 × ($110,000 – $100,000) =	+4,000
plus 10% of purchase payments made within 60 days of contract issue and not previously surrendered: 0.10 × $100,000 =	+10,000

Total death benefit of:	$124,000
During the third contract year the contract value remains at $105,000 and you request a partial surrender of $50,000, including the applicable 8% surrender charge. We will surrender $10,500 from your contract value free of charge (10% of your prior anniversary’s contract value). The remainder of the surrender is subject to an 8% surrender charge because your payment is in its third year of the surrender charge schedule, so we will surrender $39,500 ($36,340 + $3,160 in surrender charges) from your contract value. Altogether, we will surrender $50,000 and pay you $46,840. We calculate purchase payments not previously surrendered as $100,000 – $45,000 = $55,000 (remember that $5,000 of the partial surrender is contract earnings). The death benefit equals:

The MAV Death Benefit (MAV adjusted for partial surrenders):	$57,619
plus the Benefit Protector Plus benefit which equals 40% of earnings at death:
0.40 × ($57,619 – $55,000) =	+1,048
plus 10% of purchase payments made within 60 days of contract issue and not previously surrendered: 0.10 × $55,000 =	+5,500

Total death benefit of:	$64,167

 126  RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS

On the third contract anniversary the contract value falls $40,000. The death benefit equals the previous death benefit. The reduction in contract value has no effect.
On the ninth contract anniversary the contract value grows to a new high of $200,000. Earnings at death reaches its maximum of 250% of purchase payments not previously surrendered that are one or more years old. Because we are beyond the fourth contract anniversary the Benefit Protector Plus also reaches its maximum of 20%. The death benefit equals:

The MAV Death Benefit (contract value):	$200,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death, up to a maximum of 100% of purchase payments not previously surrendered that are one or more years old	+55,000
plus 20% of purchase payments made within 60 days of contract issue and not previously surrendered: 0.20 × $55,000 =	+11,000

Total death benefit of:	$266,000
During the tenth contract year you make an additional purchase payment of $50,000 and we add a purchase payment credit of $2,500. Your new contract value is now $252,500. The new purchase payment is less than one year old and so it has no effect on the Benefit Protector Plus value. The death benefit equals:

The MAV Death Benefit (contract value less any purchase payment credits added in the last 12 months):	$250,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death, up to a maximum of 100% of purchase payments not previously surrendered that are one or more years old	+55,000
plus 20% of purchase payments made within 60 days of contract issue and not previously surrendered: 0.20 × $55,000 =	+11,000

Total death benefit of:	$316,000
During the eleventh contract year the contract value remains $252,500 and the “new” purchase payment is one year old. The value of the Benefit Protector Plus remains constant. The death benefit equals:

The MAV Death Benefit (contract value):	$252,500
plus the Benefit Protector Plus benefit which equals 40% of earnings at death (MAV Death Benefit minus payments not previously surrendered):
0.40 × ($252,500 – $105,000) =	+59,000
plus 20% of purchase payments made within 60 days of contract issue and not previously surrendered: 0.20 × $55,000 =	+11,000

Total death benefit of:	$322,500

RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS 127

Appendix H: Asset Allocation Program for Contracts with Applications Signed Before May 1, 2006

ASSET ALLOCATION PROGRAM
For contracts with applications signed before May 1, 2006, we offered an asset allocation program. You could elect to participate in the asset allocation program, and there is no additional charge. If you purchased an optional Accumulation Protector Benefit rider, Guarantor Withdrawal Benefit rider or Income Assurer Benefit rider, you are required to participate in the asset allocation program under the terms of the rider.

This asset allocation program allows you to allocate your contract value to a model portfolio that consists of subaccounts and may include certain GPAs (if available under the asset allocation program), which represent various asset classes. By spreading your contract value among these various asset classes, you may be able to reduce the volatility in your contract value, but there is no guarantee that this will occur.

Asset allocation does not guarantee that your contract will increase in value nor will it protect against a decline in value if market prices fall. If you choose or are required to participate in the asset allocation program, you are responsible for determining which model portfolio is best for you. Your investment professional can help you make this determination. In addition, your investment professional may provide you with an investor questionnaire, a tool that can help you determine which model portfolio is suited to your needs based on factors such as your investment goals, your tolerance for risk, and how long you intend to invest.

Under the asset allocation program, we have offered five model portfolios ranging from conservative to aggressive. You may not use more than one model portfolio at a time. You are allowed to request a change to another model portfolio twice per contract year. Each model portfolio specifies allocation percentages to each of the subaccounts, any GPAs that make up that model portfolio. By participating in the asset allocation program, you authorize us to invest your contract value in the subaccounts, any GPAs according to the allocation percentages stated for the specific model portfolio you have selected. You also authorize us to automatically rebalance your contract value quarterly beginning three months after the effective date of your contract in order to maintain alignment with the allocation percentages specified in the model portfolio.

Special rules will apply to the GPAs if they are included in a model portfolio. Under these rules:

•	no MVA will apply when rebalancing occurs within a specific model portfolio (but an MVA may apply if you elect to transfer to a new model portfolio); and

•	no MVA will apply when you elect an annuity payout plan while your contract value is invested in a model portfolio (see “Guarantee Period Accounts — Market Value Adjustment”).

Under the asset allocation program, the subaccounts, any GPAs that make up the model portfolio you selected and the allocation percentages to those subaccounts, any GPAs will not change unless we adjust the composition of the model portfolio to reflect the liquidation, substitution or merger of an underlying fund, a change of investment objective by an underlying fund or when an underlying fund stops selling its shares to the variable account. We reserve the right to change the terms and conditions of the asset allocation program upon written notice to you.

If permitted under applicable securities law, we reserve the right to:

•	reallocate your current model portfolio to an updated version of your current model portfolio; or

•	substitute a fund of funds for your current model portfolio.

We also reserve the right to discontinue the asset allocation program. We will give you 30 days’ written notice of any such change.

If you elected to participate in the asset allocation program, you may discontinue your participation in the program at any time by giving us written notice. Upon cancellation, automated rebalancing associated with the asset allocation program will end. You can elect to participate in the asset allocation program again at any time.

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Appendix I: Guarantor Withdrawal Benefit for Life Rider

GUARANTOR WITHDRAWAL BENEFIT FOR LIFE RIDER
The Guarantor Withdrawal Benefit for Life rider is an optional benefit that you may select for an additional annual charge if(1):

•	you purchase your contract with application signed on or after May 1, 2006;

•	the rider is available in your state; and

•	you and the annuitant are 80 or younger on the date the contract is issued.

(1)	The Guarantor Withdrawal Benefit for Life rider is not available under an inherited qualified annuity.

You must elect the Guarantor Withdrawal Benefit for Life rider when you purchase your contract. The rider effective date will be the contract issue date.

The Guarantor Withdrawal Benefit for Life rider guarantees that you will be able to withdraw up to a certain amount each year from the contract, regardless of the investment performance of your contract before the annuity payments begin, until you have recovered at minimum all of your purchase payments. And, under certain limited circumstances defined in the rider, you have the right to take a specified amount of partial withdrawals in each contract year until death (see “At Death” heading below) — even if the contract value is zero.

Your contract provides for annuity payouts to begin on the annuitization start date (see “Buying Your Contract — The Annuitization Start Date”). Before the annuitization start date, you have the right to surrender some or all of your contract value, less applicable administrative, surrender and rider charges imposed under the contract at the time of the withdrawal (see “Making the Most of Your Contract — Surrenders”). Because your contract value will fluctuate depending on the performance of the underlying funds in which the subaccounts invest, the contract itself does not guarantee that you will be able to take a certain withdrawal amount each year before the annuitization start date, nor does it guarantee the length of time over which such withdrawals can be made before the annuitization start date.

The Guarantor Withdrawal Benefit for Life rider may be appropriate for you if you intend to make periodic withdrawals from your annuity contract and wish to ensure that market performance will not adversely affect your ability to withdraw your principal over time.

Under the terms of the Guarantor Withdrawal Benefit for Life rider, the calculation of the amount which can be withdrawn in each contract year varies depending on several factors, including but not limited to the waiting period (see “Waiting period” heading below) and whether or not the lifetime withdrawal benefit has become effective:

(1)	The basic withdrawal benefit gives you the right to take limited partial withdrawals in each contract year and guarantees that over time the withdrawals will total an amount equal to, at minimum, your purchase payments. Key terms associated with the basic withdrawal benefit are “Guaranteed Benefit Payment (GBP),” “Remaining Benefit Payment (RBP),” “Guaranteed Benefit Amount (GBA),” and “Remaining Benefit Amount (RBA).” See these headings below for more information.

(2)	The lifetime withdrawal benefit gives you the right, under certain limited circumstances defined in the rider, to take limited partial withdrawals until the later of death (see “At Death” heading below) or until the RBA (under the basic withdrawal benefit) is reduced to zero. Key terms associated with the lifetime withdrawal benefit are “Annual Lifetime Payment (ALP),” “Remaining Annual Lifetime Payment (RALP),” “Covered Person,” and “Annual Lifetime Payment Attained Age (ALPAA).” See these headings below for more information.

Only the basic withdrawal benefit will be in effect prior to the date that the lifetime withdrawal benefit becomes effective. The lifetime withdrawal benefit becomes effective automatically on the rider anniversary date after the covered person reaches age 65, or the rider effective date if the covered person is age 65 or older on the rider effective date (see “Annual Lifetime Payment Attained Age (ALPAA)” heading below).

Provided annuity payouts have not begun, the Guarantor Withdrawal Benefit for Life rider guarantees that you may take the following partial withdrawal amounts each contract year:

•	After the waiting period and before the establishment of the ALP, the rider guarantees that each year you can cumulatively withdraw an amount equal to the GBP;

•	During the waiting period and before the establishment of the ALP, the rider guarantees that each year you can cumulatively withdraw an amount equal to the value of the RBP at the beginning of the contract year;

•	After the waiting period and after the establishment of the ALP, the rider guarantees that each year you have the option to cumulatively withdraw an amount equal the ALP or the GBP, but the rider does not guarantee withdrawals of the sum of both the ALP and the GBP in a contract year;

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•	During the waiting period and after the establishment of the ALP, the rider guarantees that each year you have the option to cumulatively withdraw an amount equal to the value of the RALP or the RBP at the beginning of the contract year, but the rider does not guarantee withdrawals of the sum of both the RALP and the RBP in a contract year.

If you withdraw less than the allowed partial withdrawal amount in a contract year, the unused portion cannot be carried over to the next contract year. As long as your partial withdrawals in each contract year do not exceed the annual partial withdrawal amount allowed under the rider, and there has not been a contract ownership change or spousal continuation of the contract, the guaranteed amounts available for partial withdrawals are protected (i.e., will not decrease).

If you withdraw more than the allowed partial withdrawal amount in a contract year, we call this an “excess withdrawal” under the rider. Excess withdrawals trigger an adjustment of a benefit’s guaranteed amount, which may cause it to be reduced (see “GBA Excess Withdrawal Processing,” “RBA Excess Withdrawal Processing,” and “ALP Excess Withdrawal Processing” headings below).

Please note that each of the two benefits has its own definition of the allowed annual withdrawal amount. Therefore a partial withdrawal may be considered an excess withdrawal for purposes of the lifetime withdrawal benefit only, the basic withdrawal benefit only, or both.

If your withdrawals exceed the greater of the RBP or the RALP, surrender charges under the terms of the contract may apply (see “Charges — Surrender Charges”). The amount we actually deduct from your contract value will be the amount you request plus any applicable surrender charge. Market value adjustments, if applicable, will also be made (see “Guarantee Period Accounts (GPAs) — Market Value Adjustment”). We pay you the amount you request. Any partial withdrawals you take under the contract will reduce the value of the death benefits (see “Benefits in Case of Death”). Upon full withdrawal of the contract, you will receive the remaining contract value less any applicable charges (see “Making the Most of Your Contract — Surrenders”).

The rider’s guaranteed amounts can be increased at the specified intervals if your contract value has increased. An annual step up feature is available at each contract anniversary, subject to certain conditions, and may be applied automatically to your contract or may require you to elect the step up (see “Annual Step Up” heading below). If you exercise the annual step up election, the spousal continuation step up election (see “Spousal Continuation Step Up” heading below) or change your PN program investment option, the rider charge may change (see “Charges”).

If you take withdrawals during the waiting period, any prior steps ups applied will be reversed and step ups will not be available until the third rider anniversary. You may take withdrawals after the waiting period without reversal of prior step ups.

You should consider whether the Guarantor Withdrawal Benefit for Life rider is appropriate for you because:

•	Lifetime Withdrawal Benefit Limitations: The lifetime withdrawal benefit is subject to certain limitations, including but not limited to:

(a)	Once the contract value equals zero, payments are made for as long as the oldest owner or annuitant is living (see “If Contract Value Reduces to Zero” heading below). However, if the contract value is greater than zero, the lifetime withdrawal benefit terminates at the first death of any owner or annuitant except as otherwise provided below (see “At Death” heading below). Therefore, if there are multiple contract owners or the annuitant is not an owner, the rider may terminate or the lifetime withdrawal benefit may be reduced. This possibility may present itself when:

(i)	There are multiple contract owners — when one of the contract owners dies the benefit terminates even though other contract owners are still living (except if the contract is continued under the spousal continuation provision of the contract); or

(ii)	The owner and the annuitant are not the same persons — if the annuitant dies before the owner, the benefit terminates even though the owner is still living. This is could happen, for example, when the owner is younger than the annuitant. This risk increases as the age difference between owner and annuitant increases.

(b)	Excess withdrawals can reduce the ALP to zero even though the GBA, RBA, GBP and/or RBP values are greater than zero. If the both the ALP and the contract value are zero, the lifetime withdrawal benefit will terminate.

(c)	When the lifetime withdrawal benefit is first established, the initial ALP is based on the basic withdrawal benefit’s RBA at that time (see “Annual Lifetime Payment (ALP)” heading below), unless there has been a spousal continuation or ownership change. Any withdrawal you take before the ALP is established reduces the RBA and therefore may result in a lower amount of lifetime withdrawals you are allowed to take.

(d)	Withdrawals can reduce both the contract value and the RBA to zero prior to the establishment of the ALP. If this happens, the contract and the Guarantor Withdrawal Benefit for Life rider will terminate.

•	Use of Portfolio Navigator Program Required: You must be invested in one of the available PN program investment options. This requirement limits your choice of investments. This means you will not be able to allocate contract value to all

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of the subaccounts, GPAs or the one-year fixed account that are available under the contract to contract owners who do not elect this rider. (See “Making the Most of Your Contract — Portfolio Navigator Program.”) You may allocate purchase payments and any purchase payment credits to the DCA fixed account, when available, and we will make monthly transfers into the investment option you have chosen. Subject to state restrictions, we reserve the right to limit the number of investment options from which you can select based on the dollar amount of purchase payments you make.

•	Limitations on Purchase of Other Riders under this Contract: If you select the Guarantor Withdrawal Benefit for Life rider, you may not elect the Accumulation Protector Benefit rider.

•	Non-Cancelable: Once elected, the Guarantor Withdrawal Benefit for Life rider may not be cancelled and the fee will continue to be deducted until the contract is terminated, the contract value reduces to zero (described below) or after the annuitization start date.

•	Limitations on Purchase Payments: We reserve the right to limit the cumulative amount of purchase payments, subject to state restrictions. For current purchase payment restrictions, please see “Buying Your Contract — Purchase Payments”.

•	Interaction with Total Free Amount (TFA) contract provision: The TFA is the amount you are allowed to withdraw from the contract in each contract year without incurring a surrender charge (see “Charges — Surrender Charge”). The TFA may be greater than the RBP or RALP under this rider. Any amount you withdraw under the contract’s TFA provision that exceeds the RBP or RALP is subject to the excess withdrawal processing described below for the GBA, RBA and ALP.

You should consult your tax advisor before you select this optional rider if you have any questions about the use of this rider in your tax situation:

•	Tax Considerations for Nonqualified Annuities: Under current federal income tax law, withdrawals under nonqualified annuities, including partial withdrawals taken from the contract under the terms of this rider, are treated less favorably than amounts received as annuity payments under the contract (see “Taxes — Nonqualified Annuities”). Withdrawals are taxable to the extent of earnings. Withdrawals before age 59 1/2 may also incur a 10% IRS early withdrawal penalty.

•	Tax Considerations for Qualified Annuities: Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract (see “Taxes — Qualified Annuities — Required Minimum Distributions”). If you have a qualified annuity, you may need to take an RMD that exceeds the specified amount of withdrawal available under the rider. Partial withdrawals in any contract year that exceed the guaranteed amount available for withdrawal may reduce future benefits guaranteed under the rider. While the rider permits certain excess withdrawals to be made for the purpose of satisfying RMD requirements for this contract alone without reducing future benefits guaranteed under the rider, there can be no guarantee that changes in the federal income tax law after the effective date of the rider will not require a larger RMD to be taken, in which case, future guaranteed withdrawals under the rider could be reduced. Additionally, RMD rules follow the calendar year which most likely does not coincide with your contract year and therefore may limit when you can take your RMD and not be subject to excess withdrawal processing.

For owners subject to annual RMD rules under Section 401(a)(9) of the Code, the amounts you withdraw each year from this contract to satisfy these rules are not subject to excess withdrawal processing under the terms of the rider subject to the following rules and our current administrative practice:

(1)	If on the date we calculated your Annual Life Expectancy Required Minimum Distribution Amount (ALERMDA), it is greater than the RBP from the beginning of the current contract year,

•	Basic Additional Benefit Amount (BABA) will be set equal to that portion of your ALERMDA that exceeds the RBP from the beginning of the current contract year.

•	Any withdrawals taken in a contract year will count first against and reduce the RBP for that contract year.

•	Once the RBP for the current contract year has been depleted, any additional amounts withdrawn will count against and reduce the BABA. These withdrawals will not be considered excess withdrawals with regard to the GBA and RBA as long as they do not exceed the remaining BABA.

•	Once the BABA has been depleted, any additional withdrawal amounts will be considered excess withdrawals with regard to the GBA and RBA and will subject them all to the excess withdrawal processing described in the Guarantor Withdrawal Benefit for Life rider.

(2)	If on the date we calculated your ALERMDA, it is greater than the RALP from the beginning of the current Contract Year,

•	A Lifetime Additional Benefit Amount (LABA) will be set equal to that portion of your ALERMDA that exceeds the RALP from the beginning of the current contract year.

•	Any withdrawals taken in a contract year will count first against and reduce the RALP for that contract year.

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•	Once the RALP for the current contract year has been depleted, any additional amounts withdrawn will count against and reduce the LABA. These withdrawals will not be considered excess withdrawals with regard to the ALP as long as they do not exceed the remaining LABA.

•	Once the LABA has been depleted, any additional withdrawal amounts will be considered excess withdrawals with regard to the ALP and will subject the ALP to the excess withdrawal processing described by the Guarantor Withdrawal Benefit for Life rider.

(3)	If the ALP is established on a policy anniversary where your current ALERMDA is greater than the new RALP,

•	An initial LABA will be set equal to that portion of your ALERMDA that exceeds the new RALP.

•	This new LABA will be immediately reduced by the amount that total withdrawals in the current calendar year exceed the new RALP, but shall not be reduced to less than zero.

The ALERMDA is:

(1)	determined by us each calendar year;

(2)	based solely on the value of the contract to which the Guarantor Withdrawal Benefit for Life rider is attached as of the date we make the determination; and

(3)	is otherwise based on the company’s understanding and interpretation of the requirements for life expectancy distributions intended to satisfy the required minimum distribution rules under Code Section 401(a)(9) and the Treasury Regulations promulgated thereunder, as applicable on the effective date of this prospectus, to:

1.	an individual retirement annuity (Section 408(b));

2.	a Roth individual retirement account (Section 408A);

3.	a Simplified Employee Pension plan (Section 408(k));

4.	a tax-sheltered annuity rollover (Section 403(b)).

We reserve the right to modify our administrative practice described above and will give you 30 days’ written notice of any such change.

In the future, the requirements under the Code for such distributions may change and the life expectancy amount calculation provided under your Guarantor Withdrawal Benefit for Life rider may not be sufficient to satisfy the requirements under the Code for these types of distributions. In such a situation, amounts withdrawn to satisfy such distribution requirements will exceed your available RBP or RALP amount and may result in the reduction of your GBA, RBA, and/or ALP as described under the excess withdrawal provision of the rider.

In cases where the Code does not allow the life expectancy of a natural person to be used to calculate the required minimum distribution amount (e.g., ownership by a trust or a charity), we will calculate the life expectancy RMD amount calculated by us as zero in all years. The life expectancy required minimum distribution amount calculated by us will also equal zero in all years.

•	Limitations on TSAs: Your right to take withdrawals is restricted if your contract is a TSA (see “TSA — Special Provisions”).

For an example, see “Examples of Guarantor Withdrawal Benefit for Life” below.

Key terms and provisions of the Guarantor Withdrawal Benefit for Life rider are described below:
Partial withdrawals: A withdrawal of an amount that does not result in a full withdrawal of the contract. The partial withdrawal amount is a gross amount and will include any surrender charge and any market value adjustment.

Waiting period: The period of time starting on the rider effective date during which the annual step up is not available if you take withdrawals. The current waiting period is three years.

Guaranteed Benefit Amount (GBA): The total cumulative amount available for partial withdrawals over the life of the rider under the basic withdrawal benefit. The maximum GBA is $5,000,000. The GBA cannot be withdrawn and is not payable as a death benefit. Rather, the GBA is an interim value used to calculate the amount available for withdrawals each year under the basic withdrawal benefit (see “Guaranteed Benefit Payment” below). At any time, the total GBA is the sum of the individual GBAs associated with each purchase payment.

The GBA is determined at the following times, calculated as described:

•	At contract issue — the GBA is equal to the initial purchase payment plus any purchase payment credits.

•	When you make additional purchase payments — each additional purchase payment has its own GBA equal to the amount of the purchase payment plus any purchase payment credits.

•	At step up — (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

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•	When an individual RBA is reduced to zero — the GBA that is associated with that RBA will also be set to zero.

•	When you make a partial withdrawal during the waiting period and after a step up — Any prior annual step ups will be reversed. Step up reversal means that the GBA associated with each purchase payment will be reset to the amount of that purchase payment plus any purchase payment credits. The step up reversal will only happen once during the waiting period, when the first partial withdrawal is made.

•	When you make a partial withdrawal at any time and the amount withdrawn is:

(a)	less than or equal to the total RBP — the GBA remains unchanged. If there have been multiple purchase payments, both the total GBA and each payment’s GBA remain unchanged.

(b)	is greater than the total RBP — GBA excess withdrawal processing will be applied to the GBA. If the partial withdrawal is made during the waiting period, the excess withdrawal processing is applied AFTER any previously applied annual step ups have been reversed.

GBA EXCESS WITHDRAWAL PROCESSING
The total GBA will automatically be reset to the lesser of (a) the total GBA immediately prior to the withdrawal; or (b) the contract value immediately following the withdrawal. If there have been multiple purchase payments, each payment’s GBA after the withdrawal will be reset to equal that payment’s RBA after the withdrawal plus (a) times (b), where:

(a)	is the ratio of the total GBA after the withdrawal less the total RBA after the withdrawal to the total GBA before the withdrawal less the total RBA after the withdrawal; and

(b)	is each payment’s GBA before the withdrawal less that payment’s RBA after the withdrawal.

Remaining Benefit Amount (RBA): Each withdrawal you make reduces the amount that is guaranteed by this rider as future withdrawals. At any point in time, the RBA equals the amount of GBA that remains available for withdrawals for the remainder of the contract’s life, and total RBA is the sum of the individual RBAs associated with each purchase payment. The maximum RBA is $5,000,000.

The RBA is determined at the following times, calculated as described:

•	At contract issue — the RBA is equal to the initial purchase payment plus any purchase payment credits.

•	When you make additional purchase payments — each additional purchase payment has its own RBA initially set equal to that payment’s GBA (the amount of the purchase payment plus any purchase payment credits).

•	At step up — (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

•	When you make a partial withdrawal during the waiting period and after a step up — Any prior annual step ups will be reversed. Step up reversal means that the RBA associated with each purchase payment will be reset to the amount of that purchase payment plus any purchase payment credits. The step up reversal will only happen once during the waiting period, when the first partial withdrawal is made.

•	When you make a partial withdrawal at any time and the amount withdrawn is:

(a)	less than or equal to the total RBP — the total RBA is reduced by the amount of the withdrawal. If there have been multiple purchase payments, each payment’s RBA is reduced in proportion to its RBP.

(b)	is greater than the total RBP — RBA excess withdrawal processing will be applied to the RBA. If the partial withdrawal is made during the waiting period, the excess withdrawal processing is applied AFTER any previously applied annual step ups have been reversed.

RBA EXCESS WITHDRAWAL PROCESSING
The total RBA will automatically be reset to the lesser of (a) the contract value immediately following the withdrawal, or (b) the total RBA immediately prior to the withdrawal, less the amount of the withdrawal.

If there have been multiple purchase payments, both the total RBA and each payment’s RBA will be reset. The total RBA will be reset according to the excess withdrawal processing described above. Each payment’s RBA will be reset in the following manner:

1.	The withdrawal amount up to the total RBP is taken out of each RBA bucket in proportion to its individual RBP at the time of the withdrawal; and

2.	The withdrawal amount above the total RBP and any amount determined by the excess withdrawal processing are taken out of each RBA bucket in proportion to its RBA at the time of the withdrawal.

Guaranteed Benefit Payment (GBP): At any time, the amount available for partial withdrawals in each contract year after the waiting period, until the RBA is reduced to zero, under the basic withdrawal benefit. At any point in time, each purchase

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payment has its own GBP, which is equal to the lesser of that payment’s RBA or 7% of that payment’s GBA, and the total GBP is the sum of the individual GBPs.

During the waiting period, the guaranteed annual withdrawal amount may be less than the GBP due to the limitations the waiting period imposes on your ability to utilize both annual step-ups and withdrawals (see “Waiting Period” heading above). The guaranteed annual withdrawal amount during the waiting period is equal to the value of the RBP at the beginning of the contract year.

The GBP is determined at the following times, calculated as described:

•	At contract issue — the GBP is established as 7% of the GBA value.

•	At each contract anniversary — each payment’s GBP is reset to the lesser of that payment’s RBA or 7% of that payment’s GBA value.

•	When you make additional purchase payments — each additional purchase payment has its own GBP equal to 7% of the purchase payment amount plus any purchase payment credits.

•	At step up — (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

•	When an individual RBA is reduced to zero — the GBP associated with that RBA will also be reset to zero.

•	When you make a partial withdrawal during the waiting period and after a step up — Any prior annual step ups will be reversed. Step up reversal means that the GBA and the RBA associated with each purchase payment will be reset to the amount of that purchase payment plus any purchase payment credits. Each payment’s GBP will be reset to 7% of that purchase payment. The step up reversal will only happen once during the waiting period, when the first partial withdrawal is made.

•	When you make a partial withdrawal at any time and the amount withdrawn is:

(a)	less than or equal to the total RBP — the GBP remains unchanged.

(b)	is greater than the total RBP — each payment’s GBP is reset to the lesser of that payment’s RBA or 7% of that payment’s GBA value, based on the RBA and GBA after the withdrawal. If the partial withdrawal is made during the waiting period, the excess withdrawal processing is applied AFTER any previously applied annual step ups have been reversed.

Remaining Benefit Payment (RBP): The amount available for partial withdrawals for the remainder of the contract year under the basic withdrawal benefit. At any point in time, the total RBP is the sum of the RBPs for each purchase payment. During the waiting period, when the guaranteed amount maybe less than the GBP, the value of the RBP at the beginning of the contract year will be that amount that is actually guaranteed each contract year.

The RBP is determined at the following times, calculated as described:

•	At the beginning of each contract year during the waiting period and prior to any withdrawal — the RBP for each purchase payment is set equal to that purchase payment plus any purchase payment credits multiplied by 7%.

•	At the beginning of any other contract year — the RBP for each purchase payment is set equal to that purchase payment’s GBP.

•	When you make additional purchase payments — each additional purchase payment has its own RBP equal to that payment’s GBP.

•	At step up — (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

•	At spousal continuation — (see “Spousal Option to Continue the Contract” heading below).

•	When an individual RBA is reduced to zero — the RBP associated with that RBA will also be reset to zero.

•	When you make any partial withdrawal — the total RBP is reset to equal the total RBP immediately prior to the partial withdrawal less the amount of the partial withdrawal, but not less than zero. If there have been multiple purchase payments, each payment’s RBP is reduced proportionately. If you withdraw an amount greater than the RBP, GBA excess withdrawal processing and RBA excess withdrawal processing are applied and the amount available for future partial withdrawals for the remainder of the contract’s life may be reduced by more than the amount of withdrawal. When determining if a withdrawal will result in the excess withdrawal processing, the applicable RBP will not yet reflect the amount of the current withdrawal.

Covered Person: The person whose life is used to determine when the ALP is established, and the duration of the ALP payments. The covered person is the oldest contract owner or annuitant. The covered person may change during the contract’s life if there is a spousal continuation or a change of contract ownership. If the covered person changes, we recompute the benefits guaranteed by the rider, based on the life of the new covered person, which may reduce the amount of the lifetime withdrawal benefit.

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Annual Lifetime Payment Attained Age (ALPAA): The covered person’s age after which time the lifetime benefit can be established. Currently, the lifetime benefit can be established on the later of the contract effective date or the contract anniversary date on/following the date the covered person reaches age 65.

Annual Lifetime Payment (ALP): Once established, the ALP at any time is the amount available for withdrawals in each contract year after the waiting period until the later of death (see “At Death” heading below), or the RBA is reduced to zero, under the lifetime withdrawal benefit. The maximum ALP is $300,000. Prior to establishment of the ALP, the lifetime withdrawal benefit is not in effect and the ALP is zero.

During the waiting period, the guaranteed annual lifetime withdrawal amount may be less than the ALP due to the limitations the waiting period imposes on your ability to utilize both annual step-ups and withdrawals (see “Waiting Period” heading above). The guaranteed annual lifetime withdrawal amount during the waiting period is equal to the value of the RALP at the beginning of the contract year.

The ALP is determined at the following times:

•	The later of the contract effective date or the contract anniversary date on/following the date the covered person reaches age 65 — the ALP is established as 6% of the total RBA.

•	When you make additional purchase payments — each additional purchase payment increases the ALP by 6% of the amount of the purchase payment plus any purchase payment credits.

•	At step ups — (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

•	At contract ownership change — (see “Spousal Option to Continue the Contract” and “Contract Ownership Change” headings below).

•	When you make a partial withdrawal during the waiting period and after a step up — Any prior annual step ups will be reversed. Step up reversal means that the ALP will be reset to equal total purchase payments plus any purchase payment credits multiplied by 6%. The step up reversal will only happen once during the waiting period, when the first partial withdrawal is made.

•	When you make a partial withdrawal at any time and the amount withdrawn is:

(a)	less than or equal to the RALP — the ALP remains unchanged.

(b)	is greater than the RALP — ALP excess withdrawal processing will be applied to the ALP. Please note that if the partial withdrawal is made during the waiting period, the excess withdrawal processing are applied AFTER any previously applied annual step ups have been reversed.

ALP EXCESS WITHDRAWAL PROCESSING
The ALP is reset to the lesser of the ALP immediately prior to the withdrawal, or 6% of the contract value immediately following the withdrawal.

Remaining Annual Lifetime Payment (RALP): The amount available for partial withdrawals for the remainder of the contract year under the lifetime withdrawal benefit. During the waiting period, when the guaranteed annual withdrawal amount may be less than the ALP, the value of the RALP at the beginning of the contract year will be the amount that is actually guaranteed each contract year. Prior to establishment of the ALP, the lifetime withdrawal benefit is not in effect and the RALP is zero.

The RALP is determined at the following times:

•	The later of the contract effective date or the contract anniversary date following the date the covered person reaches age 65, and:

(a)	During the waiting period and prior to any withdrawals — the RALP is established equal to 6% of purchase payments plus any purchase payment credits.

(b)	At any other time — the RALP is established equal to the ALP.

•	At the beginning of each contract year during the waiting period and prior to any withdrawals — the RALP is set equal to the total purchase payments plus any purchase payment credits, multiplied by 6%.

•	At the beginning of any other contract year — the RALP is set equal to ALP.

•	When you make additional purchase payments — each additional purchase payment increases the RALP by 6% of the amount of the purchase payment plus any purchase payment credits.

•	At step ups — (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

•	When you make any partial withdrawal — the RALP equals the RALP immediately prior to the partial withdrawal less the amount of the partial withdrawal, but not less than zero. If you withdraw an amount greater than the RALP, ALP excess

RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS 135

withdrawal processing is applied and the amount available for future partial withdrawals for the remainder of the contract’s life may be reduced by more than the amount of withdrawal. When determining if a withdrawal will result in excess withdrawal processing, the applicable RALP will not yet reflect the amount of the current withdrawal.

Step Up Date: The date any step up becomes effective, and depends on the type of step up being applied (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

Annual Step Up: Beginning with the first contract anniversary, an increase of the GBA, RBA, GBP, RBP, ALP, and/or RALP values may be available. A step up does not create contract value, guarantee the performance of any investment option, or provide a benefit that can be withdrawn or paid upon death. Rather, a step up determines the current values of the GBA, RBA, GBP, RBP, ALP, and RALP, and may extend the payment period or increase the allowable payment.

The annual step up is subject to the following rules:

•	The annual step up is available when the RBA or, if established, the ALP, would increase on the step up date.

•	Only one step up is allowed each contract year.

•	If you take any withdrawals during the waiting period, any previously applied step ups will be reversed and the Annual step up will not be available until the end of the waiting period.

•	If the application of the step up does not increase the rider charge, the annual step up will be automatically applied to your contract, and the step up date is the contract anniversary date.

•	If the application of the step up would increase the rider charge, the annual step up is not automatically applied. Instead, you have the option to step up for 30 days after the contract anniversary. If you exercise the elective annual step up option, you will pay the rider charge in effect on the step up date. If you wish to exercise the elective annual step up option, we must receive a request from you or your investment professional. The step up date is the date we receive your request to step up. If your request is received after the close of business, the step up date will be the next valuation day.

•	The ALP and RALP are not eligible for step ups until they are established. Prior to being established, the ALP and RALP values are both zero.

•	Please note it is possible for the ALP and RALP to step up even if the RBA or GBA do not step up, and it is also possible for the RBA and GBA to step up even if the ALP or RALP do not step up.

The annual step up resets the GBA, RBA, GBP, RBP, ALP and RALP values as follows:

•	The total RBA will be reset to the greater of the total RBA immediately prior to the step up date or the contract value on the step up date.

•	The total GBA will be reset to the greater of the total GBA immediately prior to the step up date or the contract value on the step up date.

•	The total GBP will be reset using the calculation as described above based on the increased GBA and RBA.

•	The total RBP will be reset as follows:

(a)	During the waiting period and prior to any withdrawals, the RBP will not be affected by the step up.

(b)	At any other time, the RBP will be reset as the increased GBP less all prior withdrawals made in the current contract year, but never less than zero.

•	The ALP will be reset to the greater of the ALP immediately prior to the step up date or 6% of the contract value on the step up date.

•	The RALP will be reset as follows:

(a)	During the waiting period and prior to any withdrawals, the RALP will not be affected by the step up.

(b)	At any other time, the RALP will be reset as the increased ALP less all prior withdrawals made in the current contract year, but not less than zero.

Spousal Option to Continue the Contract: If a surviving spouse elects to continue the contract, the Guarantor withdrawal Benefit for Life rider also continues. When the spouse elects to continue the contract, any remaining waiting period is cancelled; the covered person will be re-determined and is the covered person referred to below; and the GBA, RBA, GBP, RBP, ALP and RALP values are affected as follows:

•	The GBA, RBA, and GBP values remain unchanged.

•	The RBP is automatically reset to the GBP less all prior withdrawals made in the current contract year, but not less than zero.

•	If the ALP has not yet been established and the new covered person has not yet reached age 65 as of the date of continuation — the ALP will be established on the contract anniversary following the date the covered person reaches

 136  RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS

age 65 as the lesser of the RBA or the contract anniversary value, multiplied by 6%. The RALP will be established on the same date equal to the ALP.

•	If the ALP has not yet been established but the new covered person is age 65 or older as of the date of continuation — the ALP will be established on the date of continuation as the lesser of the RBA or the contract value, multiplied by 6%. The RALP will be established on the same date in an amount equal to the ALP less all prior partial withdrawals made in the current contract year, but will never be less than zero.

•	If the ALP has been established but the new covered person has not yet reached age 65 as of the date of continuation — the ALP and RALP will be automatically reset to zero for the period of time beginning with the date of continuation and ending with the contract anniversary following the date the covered person reaches age 65. At the end of this time period, the ALP will be reset to the lesser of the RBA or the anniversary contract value, multiplied by 6%, and the RALP will be reset to equal the ALP.

•	If the ALP has been established and the new covered person is age 65 or older as of the date of continuation — the ALP will be automatically reset to the lesser of the current ALP or 6% of the contract value on the date of continuation. The RALP will be reset to the ALP less all prior withdrawals made in the current contract year, but not less than zero.

Please note that the lifetime withdrawal benefit amount may be reduced as a result of the spousal continuation.

Spousal Continuation Step Up: If a surviving spouse elects to continue the contract, another elective step up option becomes available. To exercise the step up, the spouse or the spouse’s investment professional must submit a request within 30 days of the date of continuation. The step up date is the date we receive the spouse’s request to step up. If the request is received after the close of business, the step up date will be the next valuation day. The GBA, RBA, GBP, RBP, ALP and RALP will be reset in the same fashion as the annual step up.

The spousal continuation step up is subject to the following rules:

•	If the spousal continuation step up option is exercised and we have increased the charge for the rider, the spouse will pay the charge that is in effect on the step up date.

It is our current administrative practice to process the spousal continuation step up as described in the next paragraph; however, we reserve the right to discontinue our administrative practice and will give you 30 days’ written notice of any such change.

At the time of spousal continuation, a step-up may be available. All annual step-up rules (see “Annual Step-Up” heading above), other than those that apply to the waiting period, also apply to the spousal continuation step-up. If the spousal continuation step-up is processed automatically, the step-up date is the valuation date spousal continuation is effective. If not, the spouse must elect the step up and must do so within 30 days of the spousal continuation date. If the spouse elects the spousal continuation step up, the step-up date is the valuation date we receive the spouse’s written request to step-up if we receive the request by the close of business on that day, otherwise the next valuation date.

If Contract Value Reduces to Zero: If the contract value reduces to zero and the total RBA remains greater than zero, you will be paid in the following scenarios:

1)	The ALP has not yet been established and the contract value is reduced to zero for any reason other than full withdrawal of the contract. In this scenario, you can choose to:

(a)	receive the remaining schedule of GBPs until the RBA equals zero; or

(b)	wait until the rider anniversary on/following the date the covered person reaches age 65, and then receive the ALP annually until the latter of (i) the death of the covered person, or (ii) the RBA is reduced to zero.

We will notify you of this option. If no election is made, the ALP will be paid.

2)	The ALP has been established and the contract value reduces to zero as a result of fees or charges, or a withdrawal that is less than or equal to both the RBP and the RALP. In this scenario, you can choose to receive:

(a)	the remaining schedule of GBPs until the RBA equals zero; or

(b)	the ALP annually until the latter of (i) the death of the covered person, or (ii) the RBA is reduced to zero. We will notify you of this option. If no election is made, the ALP will be paid.

3)	The ALP has been established and the contract value falls to zero as a result of a withdrawal that is greater than the RALP but less than or equal to the RBP. In this scenario, the remaining schedule of GBPs will be paid until the RBA equals zero.

4)	The ALP has been established and the contract value falls to zero as a result of a partial withdrawal that is greater than the RBP but less than or equal to the RALP. In this scenario, the ALP will be paid annually until the death of the covered person.

RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS 137

Under any of these scenarios:

•	The annualized amounts will be paid to you in the frequency you elect. You may elect a frequency offered by us at the time payments begin. Available payment frequencies will be no less frequent than annually;

•	We will no longer accept additional purchase payments;

•	You will no longer be charged for the rider;

•	Any attached death benefit riders will terminate; and

•	The death benefit becomes the remaining payments, if any, until the RBA is reduced to zero.

The Guarantor Withdrawal Benefit for Life rider and the contract will terminate under either of the following two scenarios:

•	If the contract value falls to zero as a result of a withdrawal that is greater than both the RALP and the RBP. This is full withdrawal of the contract.

•	If the contract value falls to zero as a result of a withdrawal that is greater than the RALP but less than or equal to the RBP, and the total RBA is reduced to zero.

At Death: If the contract value is greater than zero when the death benefit becomes payable, the beneficiary may elect to take the death benefit as a lump sum under the terms of the contract (see “Benefits in Case of Death”) or the annuity payout option (see “Guaranteed Withdrawal Benefit Annuity Payout Option” heading below).

If the contract value equals zero and the death benefit becomes payable, the following will occur:

•	If the RBA is greater than zero and the owner has been receiving the GBP each year, the GBP will continue to be paid to the beneficiary until the RBA equals zero.

•	If the covered person dies and the RBA is greater than zero and the owner has been receiving the ALP each year, the ALP will continue to be paid to the beneficiary until the RBA equals zero.

•	If the covered person is still alive and the RBA is greater than zero and the owner has been receiving the ALP each year, the ALP will continue to be paid to the beneficiary until the later of the death of the covered person or the RBA equals zero.

•	If the covered person is still alive and the RBA equals zero and the owner has been receiving the ALP each year, the ALP will continue to be paid to the beneficiary until the death of the covered person.

•	If the covered person dies and the RBA equals zero, the benefit terminates. No further payments will be made.

Contract Ownership Change: If the contract changes ownership (see “Changing Ownership”), the covered person will be redetermined and is the covered person referred to below. The GBA, RBA, GBP, RBP values will remain unchanged. The ALP and RALP will be reset as follows. Our current administrative practice is to only reset the ALP and RALP if the covered person changes due to the ownership change.

•	If the ALP has not yet been established and the new covered person has not yet reached age 65 as of the ownership change date — the ALP and the RALP will be established on the contract anniversary following the date the covered person reaches age 65. The ALP will be set equal to the lesser of the RBA or the anniversary contract value, multiplied by 6%. If the anniversary date occurs during the waiting period and prior to a withdrawal, the RALP will be set to the lesser of the ALP or total purchase payments plus any purchase payments credits multiplied by 6%. If the anniversary date occurs at any other time, the RALP will be set to the ALP.

•	If the ALP has not yet been established but the new covered person is age 65 or older as of the ownership change date — the ALP and the RALP will be established on the ownership change date. The ALP will be set equal to the lesser of the RBA or the contract value, multiplied by 6%. If the ownership change date occurs during the waiting period and prior to a withdrawal, the RALP will be set equal to the lesser of the ALP or total purchase payments plus any purchase payments credits multiplied by 6%. If the ownership change date occurs at any other time, the RALP will be set equal to the ALP less all prior withdrawals made in the current contract year but not less than zero.

•	If the ALP has been established but the new covered person has not yet reached age 65 as of the ownership change date — the ALP and the RALP will be reset to zero for the period of time beginning with the ownership change date and ending with the contract anniversary following the date the covered person reaches age 65. At the end of this time period, the ALP will be reset to the lesser of the RBA or the anniversary contract value, multiplied by 6%. If the time period ends during the waiting period and prior to any withdrawals, the RALP will be reset to the lesser of the ALP or total purchase payments plus any purchase payment credits multiplied by 6%. If the time period ends at any other time, the RALP will be reset to the ALP.

•	If the ALP has been established and the new covered person is age 65 or older as of the ownership change date — the ALP and the RALP will be reset on the ownership change date. The ALP will be reset to the lesser of the current ALP or 6% of the contract value. If the ownership change date occurs during the waiting period and prior to a withdrawal, the RALP will

 138  RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS

be reset to the lesser of the ALP or total purchase payments plus any purchase payments credits multiplied by 6%. If the ownership change date occurs at any other time, the RALP will be reset to the ALP less all prior withdrawals made in the current contract year but not less than zero.

Please note that the lifetime withdrawal benefit amount may be reduced as a result of the ownership change.

Guaranteed Withdrawal Benefit Annuity Payout Option: Several annuity payout plans are available under the contract. As an alternative to these annuity payout plans, a fixed annuity payout option is available under the Guarantor withdrawal Benefit for Life® rider.

Under this option the amount payable each year will be equal to the remaining schedule of GBPs, but the total amount paid over the life of the annuity will not exceed the current total RBA at the time you begin this fixed annuity payout option. These annualized amounts will be paid in the frequency that you elect. The frequencies will be among those offered by us at that time but will be no less frequent than annually. If, at the death of the owner, total payouts have been made for less than the RBA, the remaining payouts will be paid to the beneficiary (see “The Annuity Payout Period” and “Taxes”).

This option may not be available if the contract is issued to qualify under Section 403 or 408 of the Code, as amended. For such contracts, this option will be available only if the guaranteed payment period is less than the life expectancy of the owner at the time the option becomes effective. Such life expectancy will be computed under the mortality table we then use to determine current life annuity purchase rates under the contract to which this rider is attached.

This annuity payout option may also be elected by the beneficiary of a contract as a settlement option.

Whenever multiple beneficiaries are designated under the contract, each such beneficiary’s share of the proceeds if they elect this option will be in proportion to their applicable designated beneficiary percentage. Beneficiaries of nonqualified contracts may elect this settlement option subject to the distribution requirements of the contract. We reserve the right to adjust the future schedule of GBPs if necessary to comply with the Code.

RIDER TERMINATION
The Guarantor Withdrawal Benefit for Life rider cannot be terminated either by you or us except as follows:

1.	Annuity payouts under an annuity payout plan will terminate the rider.

2.	Termination of the contract for any reason will terminate the rider.

EXAMPLES OF THE GUARANTOR WITHDRAWAL BENEFIT FOR LIFE

Example #1: Covered person has not reached age 65 at the time the contract and rider are purchased.

Assumptions:

•	You purchase the contract with a $96,154 purchase payment with a $3,846 purchase payment credit.

•	You are the sole owner and also the annuitant. You are age 60.

•	You make no additional payments to the contract.

•	Automatic annual step-ups are applied each anniversary when available, where the contract value is greater than the RBA and/or 6% of the contract value is greater than the ALP. Applied annual step-ups are indicated in bold.

			Hypothetical
Contract			Assumed
Duration	Purchase	Partial	Contract	Basic Withdrawal Benefit						Lifetime Withdrawal Benefit
in Years	Payments	Withdrawals	Value	GBA		RBA		GBP	RBP	ALP			RALP

At Issue	$100,000	$ N/A	$100,000	$100,000		$100,000		$7,000	$7,000	$	N/A		$	N/A

0.5	0	7,000	92,000	100,000		93,000		7,000	0		N/A			N/A

1	0	0	91,000	100,000		93,000		7,000	7,000		N/A			N/A

1.5	0	7,000	83,000	100,000		86,000		7,000	0		N/A			N/A

2	0	0	81,000	100,000		86,000		7,000	7,000		N/A			N/A

5	0	0	75,000	100,000		86,000		7,000	7,000		5,160	(1)		5,160	(1)

5.5	0	5,160	70,000	100,000		80,840		7,000	1,840		5,160			0

6	0	0	69,000	100,000		80,840		7,000	7,000		5,160			5,160

6.5	0	7,000	62,000	100,000		73,840		7,000	0		3,720	(2)		0

7	0	0	70,000	100,000		73,840		7,000	7,000		4,200			4,200

7.5	0	10,000	51,000	51,000	(3)	51,000	(3)	3,570	0		3,060	(3)		0

8	0	0	55,000	55,000		55,000		3,850	3,850		3,300			3,300

RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS 139

At this point, assuming no additional activity (step ups, excess withdrawals, purchase payments, spousal continuation or contract ownership change), you can continue to withdraw up to either the GBP of $3,850 each year until the RBA is reduced to zero, or the ALP of $3,300 each year until the later of your death or the RBA is reduced to zero.

(1)	The ALP and RALP are established on the contract anniversary date following the date the covered person reaches age 65.
(2)	The $7,000 withdrawal is greater than the $5,160 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the ALP, resetting the ALP to the lesser of the prior ALP or 6% of the contract value following the withdrawal.
(3)	The $10,000 withdrawal is greater than both the $7,000 RBP allowed under the basic withdrawal benefit and the $4,200 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the GBA, RBA, and ALP. The GBA is reset to the lesser of the prior GBA or the contract value following the withdrawal. The RBA is reset to the lesser of the prior RBA less the withdrawal or the contract value following the withdrawal. The ALP is reset to the lesser of the prior ALP or 6% of the contract value following the withdrawal.

Example #2: Covered person has reached 65 at the time the contract and rider are purchased.

Assumptions:

•	You purchase the contract with a $96,154 purchase payment with a $3,846 purchase payment credit.

•	You are the sole owner and also the annuitant. You are age 65.

•	You make no additional payments to the contract.

•	Automatic annual step-ups are applied each anniversary when available, where the contract value is greater than the RBA and/or 6% of the contract value is greater than the ALP. Applied annual step-ups are indicated in bold.

			Hypothetical
Contract			Assumed
Duration	Purchase	Partial	Contract	Basic Withdrawal Benefit							Lifetime Withdrawal Benefit
in Years	Payments	Withdrawals	Value	GBA		RBA		GBP	RBP		ALP		RALP

At Issue	$100,000	$ N/A	$100,000	$100,000		$100,000		$7,000	$7,000		$6,000		$6,000

1	0	0	105,000	105,000		105,000		7,350	7,000	(1)	6,300		6,000	(1)

2	0	0	110,000	110,000		110,000		7,700	7,000	(1)	6,600		6,000	(1)

3	0	0	110,000	110,000		110,000		7,700	7,700	(2)	6,600		6,600	(2)

3.5	0	6,600	110,000	110,000		103,400		7,700	1,100		6,600		0

4	0	0	115,000	115,000		115,000		8,050	8,050		6,900		6,900

4.5	0	8,050	116,000	115,000		106,950		8,050	0		6,900	(3)	0

5	0	0	120,000	120,000		120,000		8,400	8,400		7,200		7,200

5.5	0	10,000	122,000	120,000	(4)	110,000	(4)	8,400	0		7,200	(4)	0

6	0	0	125,000	125,000		125,000		8,750	8,750		7,500		7,500

At this point, assuming no additional activity (step ups, excess withdrawals, purchase payments, spousal continuation or contract ownership change), you can continue to withdraw up to either the GBP of $8,750 each year until the RBA is reduced to zero, or the ALP of $7,500 each year until the later of your death or the RBA is reduced to zero.

(1)	The annual step-up has not been applied to the RBP or RALP because any withdrawal after step up during the waiting period would reverse any prior step ups prior to determining if the withdrawal is excess. Therefore, during the waiting period, the RBP is the amount you can withdraw without incurring the GBA and RBA excess withdrawal processing, and the RALP is the amount you can withdraw without incurring the ALP excess withdrawal processing.
(2)	On the third anniversary (after the end of the waiting period), the RBP and RALP are set equal to the GBP and ALP, respectively.
(3)	The $8,050 withdrawal is greater than the $6,900 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the ALP, resetting the ALP to the lesser of the prior ALP or 6% of the contract value following the withdrawal.
(4)	The $10,000 withdrawal is greater than both the $8,400 RBP allowed under the basic withdrawal benefit and the $7,200 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the GBA, RBA, and ALP. The GBA is reset to the lesser of the prior GBA or the contract value following the withdrawal. The RBA is reset to the lesser of the prior RBA less the withdrawal or the contract value following the withdrawal. The ALP is reset to the lesser of the prior ALP or 6% of the contract value following the withdrawal.

 140  RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS

Appendix J: Guarantor Withdrawal Benefit Rider

GUARANTOR WITHDRAWAL BENEFIT RIDER
We have offered two versions of the Guarantor Withdrawal Benefit that have been referred to in previous disclosure as Rider A and Rider B. The description of the Guarantor Withdrawal Benefit in this section applies to both Rider A and Rider B, unless noted otherwise. Rider B is no longer available for purchase.

The Guarantor Withdrawal Benefit is an optional benefit that was offered for an additional annual charge if(1):

Rider A

•	you purchase(d) your contract with application signed on or after April 30, 2005 in those states where the SecureSource rider and/or the Guarantor Withdrawal Benefit for Life rider are/were not available;

•	you and the annuitant were 79 or younger on the date the contract was issued.

Rider B (no longer available for purchase)

•	you purchased your contract with application signed prior to April 29, 2005;

•	the rider was available in your state; and

•	you and the annuitant were 79 or younger on the date the contract was issued.

(1)	The Guarantor Withdrawal Benefit is not available under an inherited qualified annuity.

You must elect the Guarantor Withdrawal Benefit rider when you purchase your contract (original rider). The original rider you receive at contract issue offers an elective annual step-up and any withdrawal after a step up during the first three years is considered an excess withdrawal, as described below. The rider effective date of the original rider is the contract issue date.

We will offer you the option of replacing the original rider with a new Guarantor Withdrawal Benefit (enhanced rider), if available in your state. The enhanced rider offers an automatic annual step-up and a withdrawal after a step up during the first three years is not necessarily an excess withdrawal, as described below. The effective date of the enhanced rider will be the contract issue date except for the automatic step-up which will apply to contract anniversaries that occur after you accept the enhanced rider. The descriptions below apply to both the original and enhanced riders unless otherwise noted.

The Guarantor Withdrawal Benefit initially provides a guaranteed minimum withdrawal benefit that gives you the right to take limited partial withdrawals in each contract year that over time will total an amount equal to your purchase payments plus any purchase payment credits. Certain withdrawals and step ups, as described below, can cause the initial guaranteed withdrawal benefit to change. The guarantee remains in effect if your partial withdrawals in a contract year do not exceed the allowed amount. As long as your withdrawals in each contract year do not exceed the allowed amount, you will not be assessed a surrender charge. Under the original rider, the allowed amount is the Guaranteed Benefit Payment (GBP — the amount you may withdraw under the terms of the rider in each contract year, subject to certain restrictions prior to the third contract anniversary, as described below). Under the enhanced rider, the allowed amount is equal to 7% of purchase payments and purchase payment credits for the first three years, and the GBP in all other years.

If you withdraw an amount greater than the allowed amount in a contract year, we call this an “excess withdrawal” under the rider. If you make an excess withdrawal under the rider:

•	surrender charges, if applicable, will apply only to the amount of the withdrawal that exceeds the allowed amount;

•	the guaranteed benefit amount will be adjusted as described below; and

•	the remaining benefit amount will be adjusted as described below.

For a partial surrender that is subject to a withdrawal charge, the amount we actually deduct from your contract value will be the amount you request plus any applicable surrender charge (see “Charges — Surrender Charge”). Market value adjustments, if applicable, will also be made (see “Guarantee Period Accounts (GPAs) — Market Value Adjustment”). We pay you the amount you request. Any partial withdrawals you take under the contract will reduce the value of the death benefits (see “Benefits in Case of Death”). Upon full withdrawal of the contract, you will receive the remaining contract value less any applicable charges (see “Surrenders”).

Once elected, the Guarantor Withdrawal Benefit rider may not be cancelled and the fee will continue to be deducted until the contract is terminated, the contract value reduces to zero (described below) or annuitization start date. If you select the Guarantor Withdrawal Benefit rider, you may not select an Income Assurer Benefit rider or the Accumulation Protector Benefit rider. If you exercise the annual step up election (see “Elective Step Up” and “Annual Step Up” below), the special spousal continuation step up election (see “Spousal Continuation and Special Spousal Continuation Step Up” below) or change your Portfolio Navigator model portfolio, the rider charge may change (see “Charges”).

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You should consider whether the Guarantor Withdrawal Benefit is appropriate for you because:

•	Use of Portfolio Navigator Program Required: You must participate in the Portfolio Navigator program if you purchase a contract on or after May 1, 2006 with this rider (see “Making the Most of Your Contract — Portfolio Navigator Program”). If you selected this Guarantor Withdrawal Benefit rider before May 1, 2006, you must participate in the asset allocation program (see “Appendix I: Asset Allocation Program for Contracts Purchased Before May 1, 2006”), however, you may elect to participate in the Portfolio Navigator program after May 1, 2006. The PN program and the asset allocation program limit your choice of subaccounts, one-year fixed account and GPAs (if available) to PN program investment options you have selected. This means you will not be able to allocate contract value to all of the subaccounts, GPAs or the one-year fixed account that are available under the contract to contract owners who do not elect this rider. You may allocate purchase payments and any purchase payment credits to the DCA fixed account, when available, and we will make monthly transfers into the investment option you have chosen.

•	Limitations on Purchase Payments: We reserve the right to limit the cumulative amount of purchase payments, subject to state restrictions. For current purchase payment restrictions, please see “Buying Your Contract — Purchase Payments”.

•	Interaction with the Total Free Amount (FA) contract provision: The FA is the amount you are allowed to withdraw in each contract year without incurring a surrender charge (see “Charges — Surrender Charge”). The FA may be greater than GBP under this rider. Any amount you withdraw under the contract’s FA provision that exceeds the GBP is subject to the excess withdrawal processing for the GBA and RBA described below.

•	Rider A — Limitations on Purchase of Other Riders under this Contract: If you select the Guarantor Withdrawal Benefit rider, you may not elect the Accumulation Protector Benefit rider.

•	Non-Cancelable: Once elected, the Guarantor Withdrawal Benefit rider may not be cancelled and the fee will continue to be deducted until the contract is terminated, the contract value reduces to zero (described below) or after the annuitization start date.

You should consult your tax advisor if you have any questions about the use of this rider in your tax situation:

•	Tax Considerations for Non-Qualified Annuities: Under current federal income tax law, withdrawals under nonqualified annuities, including partial withdrawals taken from the contract under the terms of this rider, are treated less favorably than amounts received as annuity payments under the contract (see “Taxes — Nonqualified Annuities”). Withdrawals are taxable to the extent of earnings. Withdrawals before age 59 1/2 may also incur a 10% IRS early withdrawal penalty.

•	Tax Considerations for Qualified Annuities: Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract (see “Taxes — Qualified Annuities — Required Minimum Distributions”). If you have a qualified annuity, you may need to take an RMD. If you make a withdrawal in any contract year to satisfy an RMD, this may constitute an excess withdrawal, as defined below, and the excess withdrawal processing described below will apply. Under the terms of the enhanced rider, we allow you to satisfy the RMD based on the life expectancy RMD for your contract and the requirements of the Code and regulations in effect when you purchase your contract, without the withdrawal being treated as an excess withdrawal. It is our current administrative practice to make the same accommodation under the original rider, however, we reserve the right to discontinue our administrative practice and will give you 30 days’ written notice of any such change.

For owners subject to RMD rules under Section 401(a)(9), our current administrative practice under both the original and the enhanced riders is to allow amounts you withdraw to satisfy these rules without applying excess withdrawal processing under terms of the rider, subject to the following rules:

(1)	If your Annual Life Expectancy Required Minimum Distribution Amount (ALERMDA) is greater than the RBP from the beginning of the current contract year, an Additional Benefit Amount (ABA) will be set equal to that portion of your ALERMDA that exceeds the RBP.

(2)	Any withdrawals taken in a contract year will count first against and reduce the RBP for that contract year.

(3)	Once the RBP for the current contract year has been depleted, any additional amounts withdrawn will count against and reduce any ABA. These withdrawals will not be considered excess withdrawals as long as they do not exceed the remaining ABA.

(4)	Once the ABA has been depleted, any additional withdrawal amounts will be considered excess withdrawals and will initiate the excess withdrawal processing described in the Guarantor Withdrawal Benefit rider.

The Annual Life Expectancy Required Minimum Distribution Amount (ALERMDA) is:

(1)	determined by us each calendar year;

(2)	based solely on the value of the contract to which the Guarantor Withdrawal Benefit rider is attached as of the date we make the determination; and

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(3)	based on the company’s understanding and interpretation of the requirements for life expectancy distributions intended to satisfy the required minimum distribution rules under Section 401(a)(9) and the Treasury Regulations promulgated thereunder, as applicable, on the effective date of this prospectus to:

1.	an individual retirement annuity (Section 408(b));

2.	a Roth individual retirement account (Section 408A);

3.	a Simplified Employee Pension plan (Section 408(k));

4.	a tax-sheltered annuity rollover (Section 403(b)).

We reserve the right to modify our administrative practice described above and will give you 30 days’ written notice of any such change.

In the future, the requirements under the Code for such distributions may change and the life expectancy amount calculation provided under your Guarantor Withdrawal Benefit rider may not be sufficient to satisfy the requirements under the Code for these types of distributions. In such a situation, amounts withdrawn to satisfy such distribution requirements will exceed your RBP amount and may result in the reduction of your GBA and RBA as described under the excess withdrawal provision of the rider.

Please note that RMD rules follow the calendar year which most likely does not coincide with your contract year and therefore may limit when you can take your RMD and not be subject to excess withdrawal processing.

In cases where the Code does not allow the life expectancy of a natural person to be used to calculate the required minimum distribution amount (e.g. ownership by a trust or a charity), we will calculate the life expectancy RMD amount calculated by us as zero in all years. The life expectancy required minimum distribution amount calculated by us will also equal zero in all years.

•	Limitations on TSAs: Your right to take withdrawals is restricted if your contract is a TSA (see “TSA — Special Provisions”). You should consult your tax advisor before you select this optional rider if you have any questions about the use of this rider in your tax situation;

The terms “Guaranteed Benefit Amount” and “Remaining Benefit Amount” are described below. Each is used in the operation of the GBP, the RBP, the elective step up, the annual step up, the special spousal continuation step up and the Guaranteed Withdrawal Benefit Annuity Payout Option.

Guaranteed Benefit Amount
The Guaranteed Benefit Amount (GBA) is equal to the initial purchase payment, plus any purchase payment credits, adjusted for subsequent purchase payments, any purchase payment credits, partial withdrawals in excess of the GBP, and step ups. The maximum GBA is $5,000,000.

The GBA is determined at the following times:

•	At contract issue — the GBA is equal to the initial purchase payment, plus any purchase payment credit;

•	When you make additional purchase payments — each additional purchase payment plus any purchase payment credit has its own GBA equal to the amount of the purchase payment plus any purchase payment credit. The total GBA when an additional purchase payment and purchase payment credit are added is the sum of the individual GBAs immediately prior to the receipt of the additional purchase payment, plus the GBA associated with the additional purchase payment;

•	At step up — (see “Elective Step Up” and “Annual Step Up” headings below).

•	When you make a partial withdrawal:

(a)	and all of your withdrawals in the current contract year, including the current withdrawal, are less than or equal to the GBP — the GBA remains unchanged. If the partial withdrawal is taken during the first three years, the GBA and the GBP are calculated after the reversal of any prior step ups;

(b)	and all of your withdrawals in the current contract year, including the current withdrawal, are greater than the GBP — the following excess withdrawal processing will be applied to the GBA. If the partial withdrawal is taken during the first three years, the GBA and the GBP are calculated after the reversal of any prior step ups:

(c)	under the original rider in a contract year after a step up but before the third contract anniversary — the following excess withdrawal processing will be applied to the GBA. If the partial withdrawal is taken during the first three years, the GBA and the GBP are calculated after the reversal of any prior step ups:

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GBA EXCESS WITHDRAWAL PROCESSING
The total GBA will automatically be reset to the lesser of (a) the total GBA immediately prior to the withdrawal; or (b) the contract value immediately following the withdrawal. If there have been multiple purchase payments, each payment’s GBA after the withdrawal will be reset to equal that payment’s RBA after the withdrawal plus (a) times (b), where:

(a)	is the ratio of the total GBA after the withdrawal less the total RBA after the withdrawal to the total GBA before the withdrawal less the total RBA after the withdrawal; and

(b)	is each payment’s GBA before the withdrawal less that payment’s RBA after the withdrawal.

Remaining Benefit Amount
The remaining benefit amount (RBA) at any point is the total guaranteed amount available for future partial withdrawals. The maximum RBA is $5,000,000.

The RBA is determined at the following times:

•	At contract issue — the RBA is equal to the initial purchase payment plus any purchase payment credit;

•	When you make additional purchase payments — each additional purchase payment plus any purchase payment credit has its own RBA equal to the amount of the purchase payment plus any purchase payment credit. The total RBA when an additional purchase payment and purchase payment credit are added is the sum of the individual RBAs immediately prior to the receipt of the additional purchase payment, plus the RBA associated with the additional payment;

•	At step up — (see “Elective Step Up” and “Annual Step Up” headings below).

•	When you make a partial withdrawal:

(a)	and all of your withdrawals in the current contract year, including the current withdrawal, are less than or equal to the GBP — the RBA becomes the RBA immediately prior to the partial withdrawal, less the partial withdrawal. If the partial withdrawal is taken during the first three years, the RBA and the GBP are calculated after the reversal of any prior step ups;

(b)	and all of your withdrawals in the current contract year, including the current withdrawal, are greater than the GBP — the following excess withdrawal processing will be applied to the RBA. If the partial withdrawal is taken during the first three years, the RBA and the GBP are calculated after the reversal of any prior step ups;

(c)	under the original rider after a step up but before the third contract anniversary — the following excess withdrawal processing will be applied to the RBA. If the partial withdrawal is taken during the first three years, the RBA and the GBP are calculated after the reversal of any prior step ups;

RBA EXCESS WITHDRAWAL PROCESSING
The RBA will automatically be reset to the lesser of (a) the contract value immediately following the withdrawal, or (b) the RBA immediately prior to the withdrawal, less the amount of the withdrawal.

If there have been multiple purchase payments, any reduction of the RBA will be taken out of each payment’s RBA in the following manner:

The withdrawal amount up to the remaining benefit payment (defined below) is taken out of each RBA bucket in proportion to its remaining benefit payment at the time of the withdrawal; and the withdrawal amount above the remaining benefit payment and any amount determined by the excess withdrawal processing are taken out of each RBA bucket in proportion to its RBA at the time of the withdrawal.

Guaranteed Benefit Payment
Under the original rider, the GBP is the amount you may withdraw under the terms of the rider in each contract year, subject to certain restrictions prior to the third anniversary.

Under the enhanced rider, the GBP is the withdrawal amount that you are entitled to take each contract year after the third anniversary until the RBA is depleted.

Rider A: Under the original rider, the GBP is equal to 7% of the GBA. Under the enhanced rider, the GBP is the lesser of (a) 7% of the GBA, or (b) the RBA. Under both the original and enhanced riders, if you withdraw less than the GBP in a contract year, there is no carry over to the next contract year.

Rider B: Under both the original and enhanced riders, the GBP is the lesser of (a) 7% of the GBA; or (b) the RBA. If you withdraw less than the GBP in a contract year, there is no carry over to the next contract year.

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Remaining Benefit Payment
Under the original rider, at the beginning of each contract year, the remaining benefit payment (RBP) is set as the lesser of (a) the GBP, or (b) the RBA.

Under the enhanced rider, at the beginning of each contract year, during the first three years and prior to any withdrawal, the RBP for each purchase payment is set equal to that purchase payment plus any purchase payment credit, multiplied by 7%. At the beginning of any other contract year, each individual RBP is set equal to each individual GBP.

Each additional purchase payment has its own RBP established equal to that payment’s GBP. The total RBP is equal to the sum of the individual RBPs.

Whenever a partial withdrawal is made, the RBP equals the RBP immediately prior to the partial withdrawal less the amount of the partial withdrawal, but not less than zero.

Elective Step Up (under the original rider only)
You have the option to increase the RBA, the GBA, the GBP and the RBP beginning with the first contract anniversary. An annual elective step up option is available for 30 days after the contract anniversary. The elective step up option allows you to step up the remaining benefit amount and guaranteed benefit amount to the contract value on the valuation date we receive your written request to step up.

The elective step up is subject to the following rules:

•	if you do not take any withdrawals during the first three years, you may step up annually beginning with the first contract anniversary;

•	if you take any withdrawals during the first three years, the annual elective step up will not be available until the third contract anniversary;

•	if you step up but then take a withdrawal prior to the third contract anniversary, you will lose any prior step ups and the withdrawal will be considered an excess withdrawal subject to the GBA and RBA excess withdrawal processing discussed under the “Guaranteed Benefit Amount” and “Remaining Benefit Amount” headings above; and

•	you may take withdrawals on or after the third contract anniversary without reversal of previous step ups.

You may elect a step up only once each contract year within 30 days after the contract anniversary. Once a step up has been elected, another step up may not be elected until the next contract anniversary.

Rider A: You may only step up if your contract value on the valuation date we receive your written request to step up is greater than the RBA. The elective step up will be determined as follows:

•	The effective date of the elective step up is the valuation date we receive your written request to step up.

•	The RBA will be increased to an amount equal to the contract value on the valuation date we receive your written request to step up.

•	The GBA will be increased to an amount equal to the greater of (a) the GBA immediately prior to the elective step up; or (b) the contract value on the valuation date we receive your written request to step up.

•	The GBP will be increased to an amount equal to the greater of (a) the GBP immediately prior to the elective step up; or (b) 7% of the GBA after the elective step up.

•	The RBP will be increased to the lesser of (a) the RBA after the elective step up; or (b) the GBP after the elective step up less any withdrawals made during that contract year.

Rider B: You may only step up if your contract anniversary value is greater than the RBA. The elective step up will be determined as follows:

•	The effective date of the elective step up is the contract anniversary.

•	The RBA will be increased to an amount equal to the contract anniversary value.

•	The GBA will be increased to an amount equal to the greater of (a) the GBA immediately prior to the elective step up; or (b) the contract anniversary value.

•	The GBP will be increased to an amount equal to the greater of (a) the GBP immediately prior to the elective step up; or (b) 7% of the GBA after the elective step up.

•	The RBP will be increased to the lesser of (a) the RBA after the elective step up; or (b) the GBP after the elective step up.

Annual Step Up (under the enhanced rider only)
Beginning with the first contract anniversary after you accept the enhanced rider, an increase of the RBA, the GBA, the GBP and the RBP may be available. A step up does not create contract value, guarantee performance of any investment options, or

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provide a benefit that can be withdrawn or paid upon death. Rather, a step up determines the current values of the GBA, RBA, GBP and RBP, and may extend the payment period or increase allowable payment.

The annual step up is subject to the following rules:

•	The annual step up is available when the RBA would increase on the step up date. The applicable step up date depends on whether the annual step up is applied on an automatic or elective basis.

•	If the application of the step does not increase the rider charge, the annual step up will be automatically applied to your contract and the step up date is the contract anniversary date.

•	If the application of the step up would increase the rider charge, the annual step up is not automatically applied. Instead, you have the option to step up for 30 days after the contract anniversary. If you exercise the elective annual step up option, you will pay the rider charge in effect on the step up date. If you wish to exercise the elective annual step up option, we must receive a request from you or your investment professional. The step up date is the date we receive your request to step up. If your request is received after the close of business, the step up date will be the next valuation day.

•	Only one step up is allowed each contract year.

•	If you take any withdrawals during the first three years, any previously applied step ups will be reversed and the annual step up will not be available until the third contract anniversary;

•	You may take withdrawals on or after the third contract anniversary without reversal of previous step ups.

The annual step up will be determined as follows:

•	The RBA will be increased to an amount equal to the contract value on the step up date.

•	The GBA will be increased to an amount equal to the greater of (a) the GBA immediately prior to the annual step up; or (b) the contract value on the step up date.

•	The GBP will be calculated as described earlier, but based on the increased GBA and RBA.

•	The RBP will be reset as follows:

(a)	Prior to any withdrawals during the first three years, the RBP will not be affected by the step up.

(b)	At any other time, the RBP will be reset as the increased GBP less all prior withdrawals made during the current contract year, but never less than zero.

Spousal Continuation and Special Spousal Continuation Step Up
If a surviving spouse elects to continue the contract, this rider also continues. The spousal continuation step up is in addition to the elective step up or the annual step up. When a spouse elects to continue the contract, any rider feature processing particular to the first three years of the contract as described in this prospectus no longer applies. The GBA, RBA and GBP values remain unchanged. The RBP is automatically reset to the GBP less all prior withdrawals made in the current contract year, but not less than zero.

Rider A: A surviving spouse may elect a spousal continuation step up by written request within 30 days following the spouse’s election to continue the contract. This step up may be made even if withdrawals have been taken under the contract during the first three years. Under this step up, the RBA will be reset to the greater of the RBA or the contract value on the valuation date we receive the spouse’s written request to step up; the GBA will be reset to the greater of the GBA or the contract value on the same valuation date. If a spousal continuation step up is elected and we have increased the charge for the rider for new contract owners, the spouse will pay the charge that is in effect on the valuation date we receive the written request to step up.

It is our current administrative practice to process the spousal continuation step up as described in the next paragraph; however, we reserve the right to discontinue our administrative practice and will give you 30 days’ written notice of any such change.

At the time of spousal continuation, a step-up may be available. All annual step-up rules (see “Annual Step-Up” heading above), other than those that apply to the waiting period, also apply to the spousal continuation step-up. If the spousal continuation step-up is processed automatically, the step-up date is the valuation date spousal continuation is effective. If not, the spouse must elect the step up and must do so within 30 days of the spousal continuation date. If the spouse elects the spousal continuation step up, the step-up date is the valuation date we receive the spouse’s written request to step-up if we receive the request by the close of business on that day, otherwise the next valuation date.

Rider B: A spousal continuation step up occurs automatically when the spouse elects to continue the contract. The rider charge will not change upon this automatic step up. Under this step up, the RBA will be reset to the greater of the RBA on the valuation date we receive the spouse’s written request to continue the contract and the death benefit that would otherwise have

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been paid; the GBA will be reset to the greater of the GBA on the valuation date we receive the spouse’ written request to continue the contract and the death benefit that would otherwise have been paid.

Guaranteed Withdrawal Benefit Annuity Payout Option
Several annuity payout plans are available under the contract. As an alternative to these annuity payout plans, a fixed annuity payout option is available under the Guarantor® Withdrawal Benefit.

Under this option the amount payable each year will be equal to the remaining schedule of GBPs, but the total amount paid over the life of the annuity will not exceed the current total RBA at the time you begin this fixed annuity option. These annualized amounts will be paid in the frequency that you elect. The frequencies will be among those offered by us at that time but will be no less frequent than annually. If, at the death of the owner, total payments have been made for less than the RBA, the remaining payments will be paid to the beneficiary (see “The Annuity Payout Period” and “Taxes”).

This annuity payout option may also be elected by the beneficiary of a contract as a settlement option. Whenever multiple beneficiaries are designated under the contract, each such beneficiary’s share of the proceeds if they elect this option will be in proportion to their applicable designated beneficiary percentage. Beneficiaries of nonqualified contracts may elect this settlement option subject to the distribution requirements of the contract. We reserve the right to adjust the remaining schedule of GBPs if necessary to comply with the Code.

If Contract Value Reduces to Zero
If the contract value reduces to zero and the RBA remains greater than zero, the following will occur:

•	you will be paid according to the annuity payout option described above;

•	we will no longer accept additional purchase payments;

•	you will no longer be charged for the rider;

•	any attached death benefit riders will terminate; and

•	the death benefit becomes the remaining payments under the annuity payout option described above.

If the contract value falls to zero and the RBA is depleted, the Guarantor® Withdrawal Benefit rider and the contract will terminate.

EXAMPLE OF THE GUARANTOR WITHDRAWAL BENEFIT (applies to Rider A and Rider B)

Assumption:

•	You purchase the contract with a payment of $100,000; and

•	we add a purchase payment credit of $5,000 to your contract.

The Guaranteed Benefit Amount (GBA) equals your purchase payment plus the purchase payment credit:	$105,000
The Guaranteed Benefit Payment (GBP) equals 7% of your GBA:
0.07 × $105,000 =	$7,350
The Remaining Benefit Amount (RBA) equals your purchase payment plus the purchase payment credit:	$105,000
On the first contract year the contract value grows to $110,000. You decide to step up your benefit.
The RBA equals 100% of your contract value:	$110,000
The GBA equals 100% of your contract value:	$110,000
The GBP equals 7% of your stepped-up GBA:
0.07 × $110,000 =	$7,700
During the fourth contract anniversary you decide to take a partial withdrawal of $7,700
You took a partial withdrawal equal to your GBP, so your RBA equals the prior RBA less the amount of the partial withdrawal:
$110,000 – $7,700 =	$102,300
The GBA equals the GBA immediately prior to the partial withdrawal:	$110,000
The GBP equals 7% of your GBA:
0.07 × $110,000 =	$7,700

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On the fourth contract anniversary you make an additional purchase payment of $50,000. We add a purchase payment credit of $2,500 to your contract. The new RBA for the contract is equal to your prior RBA plus 100% of the additional purchase payment and purchase payment credit:

$102,300 + $52,500 =	$154,800
The new GBA for the contract is equal to your prior GBA plus 100% of the additional purchase payment and purchase payment credit:
$110,000 + $52,500 =	$162,500
The new GBP for the contract is equal to your prior GBP plus 7% of the additional purchase payment and purchase payment credit:
$7,700 + $3,675 =	$11,375
On the fifth contract anniversary your contract value grows to $200,000. You decide to step up your benefit
The RBA equals 100% of your contract value:	$200,000
The GBA equals 100% of your contract value:	$200,000
The GBP equals 7% of your stepped-up GBA:
0.07 × $200,000 =	$14,000
During the seventh contract year your contract value grows to $230,000. You decide to take a partial withdrawal of $20,000. You took more than your GBP of $14,000 so your RBA gets reset to the lesser of:

(1) your contract value immediately following the partial withdrawal;
$230,000 – $20,000 =	$210,000
OR
(2) your prior RBA less the amount of the partial withdrawal.
$200,000 – $20,000 =	$180,000
Reset RBA = lesser of (1) or (2) =	$180,000
The GBA gets reset to the lesser of:
(1) your prior GBA	$200,000
OR
(2) your contract value immediately following the partial withdrawal;
$230,000 – $20,000 =	$210,000
Reset GBA = lesser of (1) or (2) =	$200,000
The Reset GBP is equal to 7% of your Reset GBA:
0.07 × $200,000 =	$14,000
During the eight contract year your contract value falls to $175,000. You decide to take a partial withdrawal of $25,000. You took more than your GBP of $14,000 so your RBA gets reset to the lesser of:

(1) your contract value immediately following the partial withdrawal;
$175,000 – $25,000 =	$150,000
OR
(2) your prior RBA less the amount of the partial withdrawal.
$180,000 – $25,000 =	$155,000
Reset RBA = lesser of (1) or (2) =	$150,000
The GBA gets reset to the lesser of:
(1) your prior GBA;	$200,000
OR
(2) your contract value immediately following the partial withdrawal;
$175,000 – $25,000 =	$150,000
Reset GBA = lesser of (1) or (2) =	$150,000
The Reset GBP is equal to 7% of your Reset GBA:
0.07 × $150,000 =	$10,500

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Appendix K : Example — Income Assurer Benefit Riders

INCOME ASSURER BENEFIT RIDERS
The following three optional Income Assurer Benefit riders were available under your contract if your contract application is signed prior to May 1, 2007. These riders are no longer available for purchase.

•	Income Assurer Benefit – MAV;

•	Income Assurer Benefit – 5% Accumulation Benefit Base; or

•	Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base.

The Income Assurer Benefit riders are intended to provide you with a guaranteed minimum income regardless of the volatility inherent in the investments in the subaccounts. The riders benchmark the contract growth at each anniversary against several comparison values and set the guaranteed income benefit base (described below) equal to the largest value. The guaranteed income benefit base, less any applicable premium tax, is the value we apply to the guaranteed annuity purchase rates stated in Table B of the contract to calculate the minimum annuity payouts you will receive if you exercise the rider. If the guaranteed income benefit base is greater than the contract value, the guaranteed income benefit base may provide a higher annuity payout level than is otherwise available. However, the riders use guaranteed annuity purchase rates which may result in annuity payouts that are less than those using the annuity purchase rates that we may apply at annuitization under the standard contract provisions. Therefore, the level of income provided by the riders may be less than the contract otherwise provides. If the annuity payouts through the standard contract provisions are more favorable than the payouts available through the riders, you will receive the higher standard payout option. The guaranteed income benefit base does not create contract value or guarantee the performance of any investment option.

The general information in this section applies to each Income Assurer Benefit rider.

Here are some general terms that are used to describe the Income Assurer Benefit riders in the sections below:

Guaranteed Income Benefit Base: The guaranteed income benefit base is the value that will be used to determine minimum annuity payouts when the rider is exercised. It is an amount we calculate, depending on the Income Assurer Benefit rider you choose, that establishes a benefit floor. When the benefit floor amount is greater than the contract value, there may be a higher annuitization payout than if you annuitized your contract without the Income Assurer Benefit. Your annuitization payout will never be less than that provided by your contract value.

Excluded Investment Options: These investment options are listed in your contract under contract data and will include the Columbia Variable Portfolio – Cash Management Fund and, if available under your contract, the GPAs and/or the one-year fixed account. Excluded investment options are not used in the calculation of this riders’ variable account floor for the Income Assurer Benefit – 5% Accumulation Benefit Base and the Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base.

Excluded Payments: These are purchase payments and any purchase payment credits, paid in the last five years before exercise of the benefit which we reserve the right to exclude from the calculation of the guaranteed income benefit base.

Proportionate Adjustments for Partial Withdrawals: These are calculated as the product of (a) times (b) where:

(a)	is the ratio of the amount of the partial surrender (including any withdrawal charges or MVA) to the contract value on the date of (but prior to) the partial withdrawal; and

(b) is the benefit on the date of (but prior to) the partial withdrawal.

Protected Investment Options: All investment options available under this contract that are not defined as Excluded Investment options under contract data are known as protected investment options for purposes of this rider and are used in the calculation of the variable account floor for the Income Assurer Benefit – 5% Accumulation Benefit Base and the Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base.

Waiting Period: This rider can only be exercised after the expiration of a 10-year waiting period. We reserve the right to restart the waiting period if you elect to change your PN program investment option to one that causes the rider charge to increase.

The following are general provisions that apply to each Income Assurer Benefit:

Exercising the Rider
Rider exercise conditions are:

•	you may only exercise the Income Assurer Benefit rider within 30 days after any contract anniversary following the expiration of the waiting period;

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•	the annuitant on the annuitization start date must be between 50 to 86 years old; and

•	you can only take an annuity payment in one of the following annuity payout plans:

Plan A — Life Annuity – No Refund;

Plan B — Life Annuity with Ten or Twenty Years Certain;

Plan D —	Joint and Last Survivor Life Annuity – No Refund; Joint and Last Survivor Life Annuity with Twenty Years Certain; or

Plan E — Twenty Years Certain.

After the expiration of the waiting period, the Income Assurer Benefit rider guarantees a minimum amount of fixed annuity lifetime income during annuitization or the option of variable annuity payouts with a guaranteed minimum initial payout or a combination of the two options.

If your contract value falls to zero as the result of adverse market performance or the deduction of fees and/or charges at any time, the contract and all its riders, including this rider, will terminate without value and no benefits will be paid on account of such termination. Exception: if you are still living, and the annuitant is between 50 and 86 years old, an amount equal to the guaranteed income benefit base will be paid to you under the annuity payout plan and frequency that you select, based upon the fixed or variable annuity payouts described above. The guaranteed income benefit base will be calculated and annuitization will occur at the following times.

•	If the contract value falls to zero during the waiting period, the guaranteed income benefit base will be calculated and annuitization will occur on the valuation date after the expiration of the waiting period, or when the annuitant attains age 50 if later.

•	If the contract value falls to zero after the waiting period, the guaranteed income benefit base will be calculated and annuitization will occur immediately, or when the annuitant attains age 50 if later.

Fixed annuity payouts under this rider will occur at the guaranteed annuity purchase rates based on the “2000 Individual Annuitant Mortality Table A” with 100% Projection Scale G and a 2.0% interest rate for contracts purchased on or after May 1, 2006 and if available in your state.(1) These are the same rates used in Table B of the contract (see “The Annuity Payout Period — Annuity Tables”). Your annuity payouts remain fixed for the lifetime of the annuity payout period.

First year variable annuity payouts are calculated in the same manner as fixed annuity payouts. Once calculated, your variable annuity payouts remain unchanged for the first year. After the first year, subsequent annuity payouts are variable and depend on the performance of the subaccounts you select. Variable annuity payouts after the first year are calculated using the following formula:

Pt−1 (1 + i) 1.05	= Pt

Pt−1	= prior annuity payout
Pt	= current annuity payout
i	= annualized subaccount performance

Each subsequent variable annuity payout could be more or less than the previous variable annuity payout if the subaccount investment performance is greater or less than the 5% assumed investment rate. If your subaccount performance equals 5%, your variable annuity payout will be unchanged from the previous variable annuity payout. If your subaccount performance is in excess of 5%, your variable annuity payout will increase from the previous variable annuity payout. If your subaccount investment performance is less than 5%, your variable annuity payout will decrease from the previous variable annuity payout.

(1)	For all other contracts, the guaranteed annuity purchase rates are based on the “1983 Individual Annuitant Mortality Table A” with 100% Projection Scale G and a 2.0% interest rate.

Terminating the Rider
Rider termination conditions are:

•	you may terminate the rider within 30 days following the first anniversary after the effective date of the rider;

•	you may terminate the rider any time after the expiration of the waiting period;

•	the rider will terminate on the date you make a full surrender from the contract, or on the annuitization start date, or on the date that a death benefit is payable; and

•	the rider will terminate* 30 days following the contract anniversary after the annuitant’s 86th birthday.

 150  RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS

•	when a beneficiary elects an alternative payment plan which is an inherited IRA, the rider will terminate.

*	The rider and annual fee terminate 30 days following the contract anniversary after the annuitant’s 86th birthday, however, if you exercise the Income Assurer Benefit rider before this time, your benefits will continue according to the annuity payout plan you have selected.

You may select one of the Income Assurer Benefit riders described below:

Income Assurer Benefit – MAV
The guaranteed income benefit base for the Income Assurer Benefit® – MAV is the greater of these three values:

1.	contract value; or

2.	the total purchase payments and any purchase payment credits made to the contract minus proportionate adjustments for partial surrenders; or

3.	the maximum anniversary value.

Maximum Anniversary Value (MAV) — is zero prior to the first contract anniversary after the effective date of the rider. On the first contract anniversary after the effective date of the rider, we set the MAV as the greater of these two values:

(a)	current contract value; or

(b)	total payments and any purchase payment credits made to the contract minus proportionate adjustments for partial surrenders.

Thereafter, we increase the MAV by any additional purchase payments and any purchase payment credits and reduce the MAV by proportionate adjustments for partial withdrawals. Every contract anniversary after that prior to the earlier of your or the annuitant’s 81st birthday, we compare the MAV to the current contract value and we reset the MAV to the higher amount.

If we exercise our right to not reflect excluded payments in the calculation of the guaranteed income benefit base, we will calculate the guaranteed income benefit base as the greatest of these three values:

1.	contract value less the market value adjusted excluded payments; or

2.	total purchase payments plus any purchase payment credits, less excluded payments, less proportionate adjustments for partial surrenders; or

3.	the MAV, less market value adjusted excluded payments.

Market Value Adjusted Excluded Payments are calculated as the sum of each excluded purchase payment and any purchase payment credit multiplied by the ratio of the current contract value over the estimated contract value on the anniversary prior to such purchase payment. The estimated contract value at such anniversary is calculated by assuming that payments, any credits, and partial surrenders occurring in a contract year take place at the beginning of the year for that anniversary and every year after that to the current contract year.

Income Assurer Benefit – 5% Accumulation Benefit Base
The guaranteed income benefit base for the Income Assurer Benefit – 5% Accumulation Benefit Base is the greater of these three values:

1.	contract value; or

2.	the total purchase payments and any purchase payment credits made to the contract minus proportionate adjustments for partial surrenders; or

3.	the 5% variable account floor.

5% Variable Account Floor – is equal to the contract value in the excluded investment options plus the variable account floor. The Income Assurer Benefit® 5% variable account floor is calculated differently and is not the same value as the death benefit 5% variable account floor.

The variable account floor is zero from the effective date of this rider and until the first contract anniversary after the effective date of this rider. On the first contract anniversary after the effective date of this rider the variable account floor is:

•	the total purchase payments and any purchase payment credits made to the protected investment options minus adjusted partial withdrawals and transfers from the protected investment options; plus

•	an amount equal to 5% of your initial purchase payment and any purchase payment credit allocated to the protected investment options.

On any day after the first contract anniversary following the effective date of this rider, when you allocate additional purchase payments and purchase payment credits to or withdraw or transfer amounts from the protected investment options, we adjust the variable account floor by adding the additional purchase payment and any purchase payment credit and subtracting

RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS 151

adjusted withdrawals and adjusted transfers. On each subsequent contract anniversary after the first anniversary of the effective date of this rider, prior to the earlier of your or the annuitant’s 81st birthday, we increase the variable account floor by adding the amount (“roll-up amount”) equal to 5% of the prior contract anniversary’s variable account floor.

The amount of purchase payment and any purchase payment credits withdrawn from or transferred between the excluded investment options and the protected investment options is calculated as (a) times (b) where:

(a)	is the amount of purchase payment and any purchase payment credits in the investment options being withdrawn or transferred on the date of but prior to the current surrender or transfer; and

(b)	is the ratio of the amount of the transfer or surrender to the value in the investment options being withdrawn or transferred on the date of (but prior to) the current surrender or transfer.

The roll-up amount prior to the first anniversary is zero. Also, the roll-up amount on every anniversary after the earlier of your or the annuitant’s 81st birthday is zero.

Adjusted surrenders and adjusted transfers for the variable account floor are equal to the amount of the withdrawal or transfer from the protected investment options as long as the sum of the withdrawal and transfers from the protected investment options in a contract year do not exceed the roll-up amount from the prior contract anniversary.

If the current withdrawal or transfer from the protected investment options plus the sum of all prior surrenders and transfers made from the protected investment options in the current policy year exceeds the roll-up amount from the prior contract anniversary we will calculate the adjusted surrender or adjusted transfer for the variable account floor as the result of (a) plus [(b) times (c)] where:

(a)	is the roll-up amount from the prior contract anniversary less the sum of any withdrawals and transfers made from the protected investment options in the current policy year but prior to the current withdrawal or transfer. However, (a) can not be less than zero; and

(b)	is the variable account floor on the date of (but prior to) the current surrender or transfer from the protected investment options less the value from (a); and

(c)	is the ratio of [the amount of the current surrender (including any withdrawal charges or MVA) or transfer from the protected investment options less the value from (a)] to [the total in the protected investment options on the date of (but prior to) the current surrender or transfer from the protected investment options less the value from (a)].

If we exercise our right to not reflect excluded payments in the calculation of the guaranteed income benefit base, we will calculate the guaranteed income benefit base as the greatest of these three values:

1.	contract value less the market value adjusted excluded payments (described above); or

2.	total purchase payments and any purchase payment credits, less excluded payments, less proportionate adjustments for partial surrenders; or

3.	the 5% variable account floor, less 5% adjusted excluded payments.

5% Adjusted Excluded Payments are calculated as the sum of each excluded payment and any credit accumulated at 5% for the number of full contract years they have been in the contract.

Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base
The guaranteed income benefit base for the Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base is the greater of these four values:

1.	the contract value;

2.	the total purchase payments and any purchase payment credits made to the contract minus proportionate adjustments for partial surrenders;

3.	the MAV (described above); or

4.	the 5% variable account floor (described above).

If we exercise our right to not reflect excluded payments in the calculation of the guaranteed income benefit base, we will calculate the guaranteed income benefit base as the greatest of:

1.	contract value less the market value adjusted excluded payments (described above);

2.	total purchase payments and any purchase payment credits, less excluded payments, less proportionate adjustments for partial surrenders;

 152  RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS

3.	the MAV, less market value adjusted excluded payments (described above); or

4.	the 5% Variable Account Floor, less 5% adjusted excluded payments (described above).

EXAMPLES OF THE INCOME ASSURER BENEFIT RIDERS
The purpose of these examples is to illustrate the operation of the Income Assurer Benefit Riders. The examples compare payouts available under the contract’s standard annuity payout provisions with annuity payouts available under the riders based on the same set of assumptions. The contract values shown are hypothetical and do not represent past or future performance. Actual contract values may be more or less than those shown and will depend on a number of factors, including but not limited to the investment experience of the subaccounts (referred to in the riders as “protected investment options”) and the fees and charges that apply to your contract.

For each of the riders, we provide two annuity payout plan comparisons based on the hypothetical contract values we have assumed. The first comparison assumes that you select annuity payout Plan B, Life Annuity with 10 Years Certain. The second comparison assumes that you select annuity payout Plan D, Joint and Last Survivor Annuity – No Refund.

Remember that the riders require you to participate in the PN program. The riders are intended to offer protection against market volatility in the subaccounts (protected investment options). Some PN program investment options include protected investment options and excluded investment options (Columbia Variable Portfolio – Cash Management Fund, and if available under the contract, GPAs and/or the one-year fixed account). Excluded Investment Options are not included in calculating the 5% variable account floor under the Income Assurer Benefit – 5% Accumulation Benefit Base rider and the Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base riders. Because the examples which follow are based on hypothetical contract values, they do not factor in differences in PN program investment options.

Assumptions:

•	You purchase the contract during the 2006 calendar year with a payment of $100,000 and we add a $5,000 purchase payment credit; and

•	you invest all contract value in the subaccounts (protected investment options); and

•	you make no additional purchase payments, partial surrenders or changes in PN program investment option; and

•	the annuitant is male and age 55 at contract issue; and

•	the joint annuitant is female and age 55 at contract issue.

Example — Income Assurer Benefit – MAV

Based on the above assumptions and taking into account fluctuations in contract value due to market conditions, we calculate the guaranteed income benefit base as:

	Assumed	Purchase	Maximum	Guaranteed
Contract	Contract	Payments	Anniversary	Income Benefit
Anniversary	Value	and Credits	Value (MAV)(1)	Base – MAV(2)

1	$113,000	$105,000	$113,000	$113,000
2	131,000	105,000	131,000	131,000
3	138,000	105,000	138,000	138,000
4	157,000	105,000	157,000	157,000
5	89,000	105,000	157,000	157,000
6	126,000	105,000	157,000	157,000
7	145,000	105,000	157,000	157,000
8	159,000	105,000	159,000	159,000
9	146,000	105,000	159,000	159,000
10	181,000	105,000	181,000	181,000
11	147,000	105,000	181,000	181,000
12	154,000	105,000	181,000	181,000
13	216,000	105,000	216,000	216,000
14	206,000	105,000	216,000	216,000
15	211,000	105,000	216,000	216,000

(1)	The MAV is limited after age 81, but the guaranteed income benefit base may increase if the contract value increases.
(2)	The Guaranteed Income Benefit Base – MAV is a calculated number, not an amount that can be surrendered. The Guaranteed Income Benefit Base – MAV does not create contract value or guarantee the performance of any investment option.

RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS 153

Plan B – Life Annuity with 10 Years Certain
If you annuitize the contract within 30 days after the illustrated contract anniversary, the minimum monthly income payment under a fixed annuity option (which is the same for the first year of a variable annuity option) on Plan B – Life Annuity with 10 Years Certain would be:

	Standard Provisions			IAB – MAV Provisions

Contract		New Table(1)	Old Table(1)		New Table(1)	Old Table(1)
Anniversary	Assumed	Plan B – Life with	Plan B – Life with	IAB – MAV	Plan B – Life with	Plan B – Life with
at Exercise	Contract Value	10 Years Certain(2)	10 Years Certain(2)	Benefit Base	10 Years Certain(2)	10 Years Certain(2)

10	$181,000	$803.64	$805.45	$181,000	$803.64	$805.45
11	147,000	668.85	670.32	181,000	823.55	825.36
12	154,000	719.18	720.72	181,000	845.27	847.08
13	216,000	1,034.64	1,036.80	216,000	1,034.64	1,036.80
14	206,000	1,013.52	1,015.58	216,000	1,062.72	1,064.88
15	211,000	1,065.55	1,067.66	216,000	1,090.80	1,092.96

(1)	Effective May 1, 2006, we began calculating fixed annuity payments under this rider using the guaranteed annuity purchase rates based on the “2000 Individual Annuitant Mortality Table A” (New Table), subject to state approval. Previously, our calculations were based on the “1983 Individual Annuity Mortality Table A” (Old Table). If you purchased a contract prior to May 1, 2006, the references to Old Table apply to your contract. If you purchased a contract on or after May 1, 2006, the table used under rider depends on which state you live in. Ask your investment professional which version of the rider, if any, is available in your state.
(2)	The monthly annuity payments illustrated under the standard annuity payout provisions of the contract and for the riders are computed using the rates guaranteed in Table B of the contract. These are the minimum amounts that could be paid under the standard annuity payout provisions of the contract based on the above assumptions. Annuity payouts under the standard annuity payout provisions of the contract when based on our current annuity payout rates (which are generally higher than the rates guaranteed in Table B of the contract) may be greater than the annuity payouts under the riders, which are always based on the rates guaranteed in Table B of the contract. If the annuity payouts under the standard contract provisions are more favorable than the payouts available under the rider, you will receive the higher standard payout.

Plan D – Joint and Last Survivor Life Annuity – No Refund
If you annuitize the contract within 30 days after the illustrated contract anniversary, the minimum monthly income payment under a fixed annuity option (which is the same for the first year of a variable annuity option) on Plan D – Joint and Last Survivor Life Annuity – No Refund would be:

	Standard Provisions			IAB – MAV Provisions

Contract		New Table(1)	Old Table(1)		New Table(1)	Old Table(1)
Anniversary	Assumed	Plan D – Last	Plan B – Life with	IAB – MAV	Plan D – Last	Plan B – Life with
at Exercise	Contract Value	Survivor No Refund(2)	10 Years Certain(2)	Benefit Base	Survivor No Refund(2)	10 Years Certain(2)

10	$181,000	$655.22	$647.98	$181,000	$655.22	$647.98
11	147,000	543.90	538.02	181,000	669.70	662.46
12	154,000	582.12	575.96	181,000	684.18	676.94
13	216,000	838.08	827.28	216,000	838.08	827.28
14	206,000	817.82	809.58	216,000	857.52	848.88
15	211,000	858.77	850.33	216,000	879.12	870.48

(1)	Effective May 1, 2006, we began calculating fixed annuity payments under this rider using the guaranteed annuity purchase rates based on the “2000 Individual Annuitant Mortality Table A” (New Table), subject to state approval. Previously, our calculations were based on the “1983 Individual Annuity Mortality Table A” (Old Table). If you purchased a contract prior to May 1, 2006, the references to Old Table apply to your contract. If you purchased a contract on or after May 1, 2006, the table used under rider depends on which state you live in. Ask your investment professional which version of the rider, if any, is available in your state.
(2)	The monthly annuity payments illustrated under the standard annuity payout provisions of the contract and for the riders are computed using the rates guaranteed in Table B of the contract. These are the minimum amounts that could be paid under the standard annuity payout provisions of the contract based on the above assumptions. Annuity payouts under the standard annuity payout provisions of the contract when based on our current annuity payout rates (which are generally higher than the rates guaranteed in Table B of the contract) may be greater than the annuity payouts under the riders, which are always based on the rates guaranteed in Table B of the contract. If the annuity payouts under the standard contract provisions are more favorable than the payouts available under the rider, you will receive the higher standard payout.

NOTE: In the above examples, if you elected to begin receiving annuity payouts within 30 days after the 10th or the 13th contract anniversary, you would not benefit from the rider because the monthly annuity payout in these examples is the same as under the standard provisions of the contract. Because the examples are based on assumed contract values, not actual investment results, you should not conclude from the examples that the riders will provide higher payments more frequently than the standard provisions of the contract.

 154  RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS

Example — Income Assurer Benefit – 5% Accumulation Benefit Base

Based on the above assumptions and taking into account fluctuations in contract value due to market conditions, we calculate the guaranteed income benefit base as:

				Guaranteed
				Income
	Assumed	Purchase		Benefit Base –
Contract	Contract	Payments	5% Accumulation	5% Accumulation
Anniversary	Value	and Credits	Benefit Base(1)	Benefit Base(2)

1	$113,000	$105,000	$110,250	$113,000
2	131,000	105,000	115,763	131,000
3	138,000	105,000	121,551	138,000
4	157,000	105,000	127,628	157,000
5	89,000	105,000	134,010	134,010
6	126,000	105,000	140,710	140,710
7	145,000	105,000	147,746	147,746
8	159,000	105,000	155,133	159,000
9	146,000	105,000	162,889	162,889
10	181,000	105,000	171,034	181,000
11	147,000	105,000	179,586	179,586
12	154,000	105,000	188,565	188,565
13	216,000	105,000	197,993	216,000
14	206,000	105,000	207,893	207,893
15	211,000	105,000	218,287	218,287

(1)	The 5% Accumulation Benefit Base value is limited after age 81, but the guaranteed income benefit base may increase if the contract value increases.
(2)	The Guaranteed Income Benefit Base – 5% Accumulation Benefit Base is a calculated number, not an amount that can be withdrawn. The Guaranteed Income Benefit Base – 5% Accumulation Benefit Base does not create contract value or guarantee the performance of any investment option.

Plan B – Life Annuity with 10 Years Certain
If you annuitize the contract within 30 days after the illustrated contract anniversary, the minimum monthly income payment under a fixed annuity option (which is the same for the first year of a variable annuity option) on Plan B – Life Annuity with 10 Years Certain would be:

	Standard Provisions			IAB – 5% RF Provisions

Contract	Assumed	New Table(1)	Old Table(1)		New Table(1)	Old Table(1)
Anniversary	Contract	Plan B – Life with	Plan B – Life with	IAB – 5% RF	Plan B – Life with	Plan B – Life with
at Exercise	Value	10 Years Certain(2)	10 Years Certain(2)	Benefit Base	10 Years Certain(2)	10 Years Certain(2)

10	$181,000	$803.64	$805.45	$181,000	$803.64	$805.45
11	147,000	668.85	670.32	179,586	817.11	818.91
12	154,000	719.18	720.72	188,565	880.60	882.48
13	216,000	1,034.64	1,036.80	216,000	1,034.64	1,036.80
14	206,000	1,013.52	1,015.58	207,893	1,022.83	1,024.91
15	211,000	1,065.55	1,067.66	218,287	1,102.35	1,104.53

(1)	Effective May 1, 2006, we began calculating fixed annuity payments under this rider using the guaranteed annuity purchase rates based on the “2000 Individual Annuitant Mortality Table A” (New Table), subject to state approval. Previously, our calculations were based on the “1983 Individual Annuity Mortality Table A” (Old Table). If you purchased a contract prior to May 1, 2006, the references to Old Table apply to your contract. If you purchased a contract on or after May 1, 2006, the table used under rider depends on which state you live in. Ask your investment professional which version of the rider, if any, is available in your state.
(2)	The monthly annuity payments illustrated under the standard annuity payout provisions of the contract and for the riders are computed using the rates guaranteed in Table B of the contract. These are the minimum amounts that could be paid under the standard annuity payout provisions of the contract based on the above assumptions. Annuity payouts under the standard annuity payout provisions of the contract when based on our current annuity payout rates (which are generally higher than the rates guaranteed in Table B of the contract) may be greater than the annuity payouts under the riders, which are always based on the rates guaranteed in Table B of the contract. If the annuity payouts under the standard contract provisions are more favorable than the payouts available under the rider, you will receive the higher standard payout.

RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS 155

Plan D – Joint and Last Survivor Life Annuity – No Refund
If you annuitize the contract within 30 days after the illustrated contract anniversary, the minimum monthly income payment under a fixed annuity option (which is the same for the first year of a variable annuity option) on Plan D – Joint and Last Survivor Life Annuity – No Refund would be:

	Standard Provisions			IAB – 5% RF Provisions

Contract		New Table(1)	Old Table(1)		New Table(1)	Old Table(1)
Anniversary	Assumed	Plan D – Last	Plan B – Life with	IAB – 5% RF	Plan D – Last	Plan B – Life with
at Exercise	Contract Value	Survivor No Refund(2)	10 Years Certain(2)	Benefit Base	Survivor No Refund(2)	10 Years Certain(2)

10	$181,000	$655.22	$647.98	$181,000	$655.22	$647.98
11	147,000	543.90	538.02	179,586	664.47	657.28
12	154,000	582.12	575.96	188,565	712.78	705.23
13	216,000	838.08	827.28	216,000	838.08	827.28
14	206,000	817.82	809.58	207,893	825.33	817.02
15	211,000	858.77	850.33	218,287	888.43	879.70

(1)	Effective May 1, 2006, we began calculating fixed annuity payments under this rider using the guaranteed annuity purchase rates based on the “2000 Individual Annuitant Mortality Table A” (New Table), subject to state approval. Previously, our calculations were based on the “1983 Individual Annuity Mortality Table A” (Old Table). If you purchased a contract prior to May 1, 2006, the references to Old Table apply to your contract. If you purchased a contract on or after May 1, 2006, the table used under rider depends on which state you live in. Ask your investment professional which version of the rider, if any, is available in your state.
(2)	The monthly annuity payments illustrated under the standard annuity payout provisions of the contract and for the riders are computed using the rates guaranteed in Table B of the contract. These are the minimum amounts that could be paid under the standard annuity payout provisions of the contract based on the above assumptions. Annuity payouts under the standard annuity payout provisions of the contract when based on our current annuity payout rates (which are generally higher than the rates guaranteed in Table B of the contract) may be greater than the annuity payouts under the riders, which are always based on the rates guaranteed in Table B of the contract. If the annuity payouts under the standard contract provisions are more favorable than the payouts available under the rider, you will receive the higher standard payout.

NOTE: In the above examples, if you elected to begin receiving annuity payouts within 30 days after the 10th, 13th or the 14th contract anniversary, you would not benefit from the rider because the monthly annuity payout in these examples is the same as under the standard provisions of the contract. Because the examples are based on assumed contract values, not actual investment results, you should not conclude from the examples that the riders will provide higher payments more frequently than the standard provisions of the contract.

Example — Income Assurer Benefit® – Greater of MAV or 5% Accumulation Benefit Base

Based on the above assumptions and taking into account fluctuations in contract value due to market conditions, we calculate the guaranteed income benefit base as:

					Guaranteed
					Income
					Benefit Base –
					Greater of
		Purchase	Maximum		MAV or 5%
Contract	Assumed	Payments	Anniversary	5% Accumulation	Accumulation
Anniversary	Contract Value	and Credits	Value(1)	Benefit Base(1)	Benefit Base(2)

1	$113,000	$105,000	$113,000	$110,250	$113,000
2	131,000	105,000	131,000	115,763	131,000
3	138,000	105,000	138,000	121,551	138,000
4	157,000	105,000	157,000	127,628	157,000
5	89,000	105,000	157,000	134,010	157,000
6	126,000	105,000	157,000	140,710	157,000
7	145,000	105,000	157,000	147,746	157,000
8	159,000	105,000	159,000	155,133	159,000
9	146,000	105,000	159,000	162,889	162,889
10	181,000	105,000	181,000	171,034	181,000
11	147,000	105,000	181,000	179,586	181,000
12	154,000	105,000	181,000	188,565	188,565
13	216,000	105,000	216,000	197,993	216,000
14	206,000	105,000	216,000	207,893	216,000
15	211,000	105,000	216,000	218,287	218,287

(1)	The MAV and 5% Accumulation Benefit Base are limited after age 81, but the guaranteed income benefit base may increase if the contract value increases.
(2)	The Guaranteed Income Benefit Base – Greater of MAV or 5% Accumulation Benefit Base is a calculated number, not an amount that can be withdrawn. The Guaranteed Income Benefit Base – Greater of MAV or 5% Accumulation Benefit Base does not create contract value or guarantee the performance of any investment option.

 156  RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS

Plan B – Life Annuity with 10 Years Certain
If you annuitize the contract within 30 days after the illustrated contract anniversary, the minimum monthly income payment under a fixed annuity option (which is the same for the first year of a variable annuity option) on Plan B – Life Annuity with 10 Years Certain would be:

	Standard Provisions			IAB – Max Provisions

Contract		New Table(1)	Old Table(1)		New Table(1)	Old Table(1)
Anniversary	Assumed	Plan B – Life with	Plan B – Life with	IAB – Max	Plan B – Life with	Plan B – Life with
at Exercise	Contract Value	10 Years Certain(2)	10 Years Certain(2)	Benefit Base	10 Years Certain(2)	10 Years Certain(2)

10	$181,000	$803.64	$805.45	$181,000	$803.64	$805.45
11	147,000	668.85	670.32	181,000	823.55	825.36
12	154,000	719.18	720.72	188,565	880.60	882.48
13	216,000	1,034.64	1,036.80	216,000	1,034.64	1,036.80
14	206,000	1,013.52	1,015.58	216,000	1,062.72	1,064.88
15	211,000	1,065.55	1,067.66	218,287	1,102.35	1,104.53

(1)	Effective May 1, 2006, we began calculating fixed annuity payments under this rider using the guaranteed annuity purchase rates based on the “2000 Individual Annuitant Mortality Table A” (New Table), subject to state approval. Previously, our calculations were based on the “1983 Individual Annuity Mortality Table A” (Old Table). If you purchased a contract prior to May 1, 2006, the references to Old Table apply to your contract. If you purchased a contract on or after May 1, 2006, the table used under rider depends on which state you live in. Ask your investment professional which version of the rider, if any, is available in your state.
(2)	The monthly annuity payments illustrated under the standard annuity payout provisions of the contract and for the riders are computed using the rates guaranteed in Table B of the contract. These are the minimum amounts that could be paid under the standard annuity payout provisions of the contract based on the above assumptions. Annuity payouts under the standard annuity payout provisions of the contract when based on our current annuity payout rates (which are generally higher than the rates guaranteed in Table B of the contract) may be greater than the annuity payouts under the riders, which are always based on the rates guaranteed in Table B of the contract. If the annuity payouts under the standard contract provisions are more favorable than the payouts available under the rider, you will receive the higher standard payout.

Plan D – Joint and Last Survivor Life Annuity – No Refund
If you annuitize the contract within 30 days after the illustrated contract anniversary, the minimum monthly income payment under a fixed annuity option (which is the same for the first year of a variable annuity option) on Plan D – Joint and Last Survivor Life Annuity – No Refund would be:

	Standard Provisions			IAB – Max Provisions

Contract		New Table(1)	Old Table(1)		New Table(1)	Old Table(1)
Anniversary	Assumed	Plan B – Life with	Plan B – Life with	IAB – Max	Plan B – Life with	Plan B – Life with
at Exercise	Contract Value	10 Years Certain(2)	10 Years Certain(2)	Benefit Base	10 Years Certain(2)	10 Years Certain(2)

10	$181,000	$655.22	$647.98	$181,000	$655.22	$647.98
11	147,000	543.90	538.02	181,000	669.70	662.46
12	154,000	582.12	575.96	188,565	712.78	705.23
13	216,000	838.08	827.28	216,000	838.08	827.28
14	206,000	817.82	809.58	216,000	857.52	848.88
15	211,000	858.77	850.33	218,287	888.43	879.70

(1)	Effective May 1, 2006, we began calculating fixed annuity payments under this rider using the guaranteed annuity purchase rates based on the “2000 Individual Annuitant Mortality Table A” (New Table), subject to state approval. Previously, our calculations were based on the “1983 Individual Annuity Mortality Table A” (Old Table). If you purchased a contract prior to May 1, 2006, the references to Old Table apply to your contract. If you purchased a contract on or after May 1, 2006, the table used under rider depends on which state you live in. Ask your investment professional which version of the rider, if any, is available in your state.
(2)	The monthly annuity payments illustrated under the standard annuity payout provisions of the contract and for the riders are computed using the rates guaranteed in Table B of the contract. These are the minimum amounts that could be paid under the standard annuity payout provisions of the contract based on the above assumptions. Annuity payouts under the standard annuity payout provisions of the contract when based on our current annuity payout rates (which are generally higher than the rates guaranteed in Table B of the contract) may be greater than the annuity payouts under the riders, which are always based on the rates guaranteed in Table B of the contract. If the annuity payouts under the standard contract provisions are more favorable than the payouts available under the rider, you will receive the higher standard payout.

NOTE: In the above examples, if you elected to begin receiving annuity payouts within 30 days after the 10th or the 13th contract anniversary, you would not benefit from the rider because the monthly annuity payout in these examples is the same as under the standard provisions of the contract. Because the examples are based on assumed contract values, not actual investment results, you should not conclude from the examples that the riders will provide higher payments more frequently than the standard provisions of the contract.

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Appendix L: Example — Accumulation Protector Rider Disclosure

ACCUMULATION PROTECTOR BENEFIT RIDER
The Accumulation Protector Benefit rider is an optional benefit that you may select for an additional charge. The Accumulation Protector Benefit rider may provide a guaranteed contract value at the end of the specified waiting period on the benefit date, but not until then, under the following circumstances:

On the benefit date, if:	Then your Accumulation Protector Benefit rider benefit is:
The Minimum Contract Accumulation Value (defined below) as determined under the Accumulation Protector Benefit rider is greater than your contract value,	The contract value is increased on the benefit date to equal the Minimum Contract Accumulation Value as determined under the Accumulation Protector Benefit rider on the benefit date.
The contract value is equal to or greater than the Minimum Contract Accumulation Value as determined under the Accumulation Protector Benefit rider,	Zero; in this case, the Accumulation Protector Benefit rider ends without value and no benefit is payable.

If the contract value falls to zero as the result of adverse market performance or the deduction of fees and/or charges at any time during the waiting period and before the benefit date, the contract and all riders, including the Accumulation Protector Benefit rider will terminate without value and no benefits will be paid. Exception: If you are still living on the benefit date, we will pay you an amount equal to the Minimum Contract Accumulation Value as determined under the Accumulation Protector Benefit rider on the valuation date your contract value reached zero.

If this rider is available in your state, you may elect the Accumulation Protector Benefit rider at the time you purchase your contract and the rider effective date will be the contract issue date. The Accumulation Protector Benefit rider may not be terminated once you have elected it except as described in the “Terminating the Rider” section below. An additional charge for the Accumulation Protector Benefit rider will be assessed annually during the waiting period. The rider ends when the waiting period expires and no further benefit will be payable and no further fees for the rider will be deducted.

After the waiting period, you have the following options:

•	Continue your contract;

•	Take partial surrenders or make a full surrender; or

•	Annuitize your contract.

The Accumulation Protector Benefit rider may not be purchased with the optional SecureSource, Guarantor Withdrawal Benefit for Life or the Guarantor Withdrawal Benefit riders or any Income Assurer Benefit rider.

The Accumulation Protector Benefit rider may not be available in all states.

You should consider whether an Accumulation Protector Benefit rider is appropriate for you because:

•	you must participate in the PN program and you must elect one of the PN program investment options. This limits your choice of investments. This means you will not be able to allocate contract value to all of the subaccounts, GPAs or the one-year fixed account that are available under the contract to contract owners who do not elect this rider;

•	you may not make additional purchase payments to your contract during the waiting period after the first 180 days immediately following the effective date of the Accumulation Protector Benefit rider;

•	if you purchase this annuity as a qualified annuity, for example, an IRA, you may need to take partial surrenders from your contract to satisfy the minimum distribution requirements of the Code (see “Taxes — Qualified Annuities — Required Minimum Distributions”). Partial surrenders, including those used to satisfy RMDs, will reduce any potential benefit that the Accumulation Protector Benefit rider provides. You should consult your tax advisor if you have any questions about the use of this rider in your tax situation;

•	if you think you may surrender all of your contract value before you have held your contract with this benefit rider attached for 10 years, or you are considering selecting an annuity payout option within 10 years of the effective date of your contract, you should consider whether this optional benefit is right for you. You must hold the contract a minimum of 10 years from the effective date of the Accumulation Protector Benefit rider, which is the length of the waiting period under the Accumulation Protector Benefit rider, in order to receive the benefit, if any, provided by the Accumulation Protector Benefit rider. In some cases, as described below, you may need to hold the contract longer than 10 years in order to qualify for any benefit the Accumulation Protector Benefit rider may provide;

•	the 10 year waiting period under the Accumulation Protector Benefit rider will restart if you exercise the Elective Step Up Option (described below) or your surviving spouse exercises the spousal continuation Elective Step Up (described below); and

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•	the 10 year waiting period under the Accumulation Protector Benefit rider may be restarted if you elect to change PN program investment option to one that causes the Accumulation Protector Benefit rider charge to increase (see “Charges”).

Be sure to discuss with your investment professional whether a Accumulation Protector Benefit rider is appropriate for your situation.

Here are some general terms that are used to describe the operation of the Accumulation Protector Benefit:

Benefit Date: This is the first valuation date immediately following the expiration of the waiting period.

Minimum Contract Accumulation Value (MCAV): An amount calculated under the Accumulation Protector Benefit rider. The contract value will be increased to equal the MCAV on the benefit date if the contract value on the benefit date is less than the MCAV on the benefit date.

Adjustments for Partial Surrenders: The adjustment made for each partial surrender from the contract is equal to the amount derived from multiplying (a) and (b) where:

(a)	is 1 minus the ratio of the contract value on the date of (but immediately after) the partial surrender to the contract value on the date of (but immediately prior to) the partial surrender; and

(b)	is the MCAV on the date of (but immediately prior to) the partial surrender.

Waiting Period: The waiting period for the rider is 10 years.

We reserve the right to restart the waiting period on the latest contract anniversary if you change your asset allocation model after we have exercised our rights to increase the rider charge for new contract owners, or if you change your PN program investment option after we have exercised our rights to charge a separate charge for each investment option.

Your initial MCAV is equal to your initial purchase payment and any purchase payment credit. It is increased by the amount of any subsequent purchase payments and any purchase payment credits received within the first 180 days that the rider is effective. It is reduced by adjustments for any partial surrenders made during the waiting period.

Automatic Step Up
On each contract anniversary after the effective date of the rider, the MCAV will be set to the greater of:

1. 80% of the contract value on the contract anniversary; or

2. the MCAV immediately prior to the automatic step up.

The automatic step up does not create contract value, guarantee the performance of any investment option, or provide a benefit that can be surrendered or paid upon death. Rather, the automatic step up is an interim calculation used to arrive at the final MCAV, which is used to determine whether a benefit will be paid under the rider on the benefit date.

The automatic step up of the MCAV does not restart the waiting period or increase the charge (although the total fee for the rider may increase).

Elective Step Up Option
Within thirty days following each contract anniversary after the rider effective date, but prior to the benefit date, you may notify us in writing that you wish to exercise the annual elective step up option. You may exercise this elective step up option only once per contract year during this 30 day period. If your contract value on the valuation date we receive your written request to step up is greater than the MCAV on that date, your MCAV will increase to 100% of that contract value.

We may increase the fee for your rider (see “Charges — Accumulation Protector Benefit Rider Charge”). The revised fee would apply to your rider if you exercise the annual elective step up, your MCAV is increased as a result, and the revised fee is higher than your annual rider fee before the elective step up. Elective step ups will also result in a restart of the waiting period as of the most recent contract anniversary.

The elective step up does not create contract value, guarantee the performance of any investment option, or provide a benefit that can be surrendered or paid upon death. Rather, the elective step up is an interim calculation used to arrive at the final MCAV, which is used to determine whether a benefit will be paid under the rider on the benefit date.

The elective step up option is not available to non-spouse beneficiaries that continue the contract during the waiting period.

Spousal Continuation
If a spouse chooses to continue the contract under the spousal continuation provision, the rider will continue as part of the contract. Once, within the thirty days following the date of spousal continuation, the spouse may choose to exercise an elective step up. The spousal continuation elective step up is in addition to the annual elective step up. If the contract value on the valuation date we receive the written request to exercise this option is greater than the MCAV on that date, we will increase the MCAV to that contract value. If the MCAV is increased as a result of the elective step up and we have increased the

RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS 159

charge for the Accumulation Protector Benefit rider, the spouse will pay the charge that is in effect on the valuation date we receive their written request to step up. In addition, the waiting period will restart as of the most recent contract anniversary.

Terminating the Rider
The rider will terminate under the following conditions:

The rider will terminate before the benefit date without paying a benefit on the date:

•	you take a full surrender; or

•	annuitization begins; or

•	the contract terminates as a result of the death benefit being paid.

•	when a beneficiary elects an alternative payment plan which is an inherited IRA.

The rider will terminate on the benefit date.

Example — Accumulation Protector Benefit Rider

The following example shows how the Accumulation Protector Benefit rider works based on hypothetical values. It is not intended to depict investment performance of the contract.

The example assumes:

•	You purchase the contract (with the Accumulation Protector Benefit rider) with a payment of $100,000. No purchase payment credit applies.

•	You make no additional purchase payments.

•	You do not exercise the elective step-up option.

	Partial	MCAV			Hypothetical
	Surrender	Adjustment		Accumulation	Assumed
End of	(beginning	for Partial		Benefit	Contract
Contract Year	of year)	Surrender	MCAV	Amount	Value

1	$0	$0	$100,000	$0	$112,000

2	0	0	102,400	0	128,000

3	0	0	108,000	0	135,000

4	0	0	108,000	0	125,000

5	0	0	108,000	0	110,000

6	2,000	1,964	106,036	0	122,000

7	0	0	112,000	0	140,000

8	0	0	112,000	0	121,000

9	5,000	4,628	107,372	0	98,000

10	0	0	107,372	22,372	85,000

 160  RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS

Appendix M: SecureSource Rider Disclosure

SECURESOURCE RIDERS
There are two optional SecureSource riders available under your contract:

•	SecureSource – Single Life; or

•	SecureSource – Joint Life.

The information in this section applies to both SecureSource riders, unless otherwise noted.

The SecureSource – Single Life rider covers one person. The SecureSource – Joint Life Rider covers two spouses jointly who are named at contract issue. You may elect only the SecureSource – Single Life rider or the SecureSource – Joint Life rider, not both, and you may not switch riders later. You must elect the rider when you purchase your contract. The rider effective date will be the contract issue date.

The SecureSource rider is an optional benefit that you may select for an additional annual charge if:

•	your contract application was signed on or after May 1, 2007; and

•	Single Life: you and the annuitant are 80 or younger on the date the contract is issued; or

•	Joint Life: you and your spouse are 80 or younger on the date the contract is issued.

The SecureSource rider is not available under an inherited qualified annuity.

The SecureSource rider guarantees (unless the rider is terminated. See “Rider Termination” heading below.) that regardless of the investment performance of your contract you will be able to withdraw up to a certain amount each year from the contract before the annuity payouts begin until:

•	Single Life: you have recovered at minimum all of your purchase payments or, if later, until death (see “At Death” heading below) — even if the contract value is zero.

•	Joint Life: you have recovered at minimum all of your purchase payments or, if later, until the death of the last surviving covered spouse (see “Joint Life only: Covered Spouses” and “At Death” headings below), even if the contract value is zero.

For the purpose of this rider, the term “withdrawal” is equal to the term “surrender” in the contract or any riders. Withdrawals will adjust contract values and benefits in the same manner as surrenders.

The SecureSource rider may be appropriate for you if you intend to make periodic withdrawals from your annuity contract and wish to ensure that market performance will not adversely affect your ability to withdraw your principal over time.

Under the terms of the SecureSource rider, the calculation of the amount which can be withdrawn in each contract year varies depending on several factors, including but not limited to the waiting period (see “Waiting period” heading below) and whether or not the lifetime withdrawal benefit has become effective:

(1)	The basic withdrawal benefit gives you the right to take limited withdrawals in each contract year and guarantees that over time the withdrawals will total an amount equal to, at minimum, your purchase payments (unless the rider is terminated. See “Rider Termination” heading below). Key terms associated with the basic withdrawal benefit are “Guaranteed Benefit Payment (GBP)”, “Remaining Benefit Payment (RBP)”, “Guaranteed Benefit Amount (GBA)” and “Remaining Benefit Amount (RBA).” See these headings below for more information.

(2)	The lifetime withdrawal benefit gives you the right, under certain limited circumstances defined in the rider, to take limited withdrawals until the later of:

•	Single Life: death (see “At Death” heading below) or until the RBA (under the basic withdrawal benefit) is reduced to zero (unless the rider is terminated. See “Rider Termination” heading below);

•	Joint Life: death of the last surviving covered spouse (see “At Death” heading below) or until the RBA (under the basic withdrawal benefit) is reduced to zero (unless the rider is terminated. See “Rider Termination” heading below).

Key terms associated with the lifetime withdrawal benefit are “Annual Lifetime Payment (ALP)”, “Remaining Annual Lifetime Payment (RALP)”, “Single Life only: Covered Person”, “Joint Life only: Covered Spouses” and “Annual Lifetime Payment Attained Age (ALPAA).” See these headings below for more information.

Only the basic withdrawal benefit will be in effect prior to the date that the lifetime withdrawal benefit becomes effective. The lifetime withdrawal benefit becomes effective automatically on the rider anniversary date after the:

•	Single Life: covered person reaches age 65, or the rider effective date if the covered person is age 65 or older on the rider effective date (see “Annual Lifetime Payment Attained Age (ALPAA)” heading below);

RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS 161

•	Joint Life: younger covered spouse reaches age 65, or the rider effective date if the younger covered spouse is age 65 or older on the rider effective date (see “Annual Lifetime Payment Attained Age (ALPAA)” and “Annual Lifetime Payments (ALP)” headings below).

Provided annuity payouts have not begun, the SecureSource rider guarantees that you may take the following withdrawal amounts each contract year:

•	Before the establishment of the ALP, the rider guarantees that each year you have the option to cumulatively withdraw an amount equal to the value of the RBP at the beginning of the contract year;

•	After the establishment of the ALP, the rider guarantees that each year you have the option to cumulatively withdraw an amount equal to the value of the RALP or the RBP at the beginning of the contract year, but the rider does not guarantee withdrawal of the sum of both the RALP and the RBP in a contract year.

If you withdraw less than the allowed withdrawal amount in a contract year, the unused portion cannot be carried over to the next contract year. As long as your withdrawals in each contract year do not exceed the annual withdrawal amount allowed under the rider:

•	Single Life: and there has not been a contract ownership change or spousal continuation of the contract, the guaranteed amounts available for withdrawal will not decrease;

•	Joint Life: the guaranteed amounts available for withdrawal will not decrease.

If you withdraw more than the allowed withdrawal amount in a contract year, we call this an “excess withdrawal” under the rider. Excess withdrawals trigger an adjustment of a benefit’s guaranteed amount, which may cause it to be reduced (see “GBA Excess Withdrawal Processing,” “RBA Excess Withdrawal Processing,” and “ALP Excess Withdrawal Processing” headings below).

Please note that basic withdrawal benefit and lifetime withdrawal benefit each has its own definition of the allowed annual withdrawal amount. Therefore a withdrawal may be considered an excess withdrawal for purposes of the lifetime withdrawal benefit only, the basic withdrawal benefit only, or both.

If your withdrawals exceed the greater of the RBP or the RALP, surrender charges under the terms of the contract may apply (see “Charges — Surrender Charges”). The amount we actually deduct from your contract value will be the amount you request plus any applicable surrender charge. Market value adjustments, if applicable, will also be made (see “Guarantee Period Accounts (GPAs) — Market Value Adjustment”). We pay you the amount you request. Any withdrawals you take under the contract will reduce the value of the death benefits (see “Benefits in Case of Death”). Upon full withdrawal of the contract, you will receive the remaining contract value less any applicable charges (see “Making the Most of Your Contract — Surrenders”).

The rider’s guaranteed amounts can be increased at the specified intervals if your contract value has increased. An annual step up feature is available at each contract anniversary, subject to certain conditions, and may be applied automatically to your contract or may require you to elect the step up (see “Annual Step Up” heading below). If you exercise the annual step up election, the spousal continuation step up election (see “Spousal Continuation Step Up” heading below) or change your Portfolio Navigator model portfolio, the rider charge may change (see “Charges”).

If you take withdrawals during the waiting period, any prior steps ups applied will be reversed and step ups will not be available until the end of the waiting period. You may take withdrawals after the waiting period without reversal of prior step ups.

You should consider whether a SecureSource rider is appropriate for you because:

•	Lifetime Withdrawal Benefit Limitations: The lifetime withdrawal benefit is subject to certain limitations, including but not limited to:

(a)	Single Life: Once the contract value equals zero, payments are made for as long as the oldest owner or annuitant is living (see “If Contract Value Reduces to Zero” heading below). However, if the contract value is greater than zero, the lifetime withdrawal benefit terminates at the first death of any owner or annuitant except as otherwise provided below (see “At Death” heading below). Therefore, if there are multiple contract owners or the annuitant is not an owner, the rider may terminate or the lifetime withdrawal benefit may be reduced. This possibility may present itself when:

(i)	There are multiple contract owners — when one of the contract owners dies the benefit terminates even though other contract owners are still living (except if the contract is continued under the spousal continuation provision of the contact); or

(ii)	The owner and the annuitant are not the same persons — if the annuitant dies before the owner, the benefit terminates even though the owner is still living. This could happen, for example, when the owner is younger than the annuitant. This risk increases as the age difference between owner and annuitant increases.

 162  RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS

Joint Life: Once the contract value equals zero, payments are made for as long as either covered spouse is living (see “If Contract Value Reduces to Zero” heading below). However, if the contract value is greater than zero, the lifetime withdrawal benefit terminates at the death of the last surviving covered spouse (see “At Death” heading below).

(b)	Excess withdrawals can reduce the ALP to zero even though the GBA, RBA, GBP and/or RBP values are greater than zero. If the both the ALP and the contract value are zero, the lifetime withdrawal benefit will terminate.

(c)	When the lifetime withdrawal benefit is first established, the initial ALP is based on

(i)	Single Life: the basic withdrawal benefit’s RBA at that time (see “Annual Lifetime Payment (ALP)” heading below), unless there has been a spousal continuation or ownership change; or

(ii)	Joint Life: the basic withdrawal benefit’s RBA at that time (see “Annual Lifetime Payment (ALP)” heading below).

Any withdrawal you take before the ALP is established reduces the RBA and therefore may result in a lower amount of lifetime withdrawals you are allowed to take.

(d)	Withdrawals can reduce both the contract value and the RBA to zero prior to the establishment of the ALP. If this happens, the contract and the rider will terminate.

•	Use of Portfolio Navigator Program Required: You must be invested in one of the available PN program investment options of the PN program. This requirement limits your choice of investments. This means you will not be able to allocate contract value to all of the subaccounts, GPAs or the one-year fixed account that are available under the contract to contract owners who do not elect the rider. (See “Making the Most of Your Contract — Portfolio Navigator Program.”) You may allocate qualifying purchase payments and purchase payment credits to the DCA fixed account, when available (see “DCA Fixed Account”), and we will make monthly transfers into the investment option you have chosen. You may make two elective investment option changes per contract year; we reserve the right to limit elective investment option changes if required to comply with the written instructions of a fund (see “Market Timing”).

You can allocate your contract value to any available investment option during the following times: (1) prior to your first withdrawal and (2) following a benefit reset as described below but prior to any subsequent withdrawal. During these accumulation phases, you may request to change your investment option to any available investment option.

Immediately following a withdrawal your contract value will be reallocated to the target investment option as shown in your contract if your current investment option is more aggressive than the target investment option. If you are in a static model portfolio, this reallocation will be made to the applicable fund of funds investment option. This automatic reallocation is not included in the total number of allowed model changes per contract year and will not cause your rider fee to increase. The target investment option is currently the Moderate investment option. We reserve the right to change the target investment option to an investment option that is more aggressive than the current target investment option after 30 days written notice.

After you have taken a withdrawal and prior to any benefit reset as described below, you are in a withdrawal phase. During withdrawal phases you may request to change your investment option to the target investment option investment option that is more conservative than the target investment option without a benefit reset as described below. If you are in a withdrawal phase and you choose to allocate your contract value to an investment option that is more aggressive than the target investment option, your rider benefit will be reset as follows:

(a)	the total GBA will be reset to the lesser of its current value or the contract value; and

(b)	the total RBA will be reset to the lesser of its current value or the contract value; and

(c)	the ALP, if established, will be reset to the lesser of its current value or 6% of the contract value; and

(d)	the GBP will be recalculated as described below, based on the reset GBA and RBA; and

(e)	the RBP will be recalculated as the reset GBP less all prior withdrawals made during the current contract year, but not be less than zero; and

(f)	the RALP will be recalculated as the reset ALP less all prior withdrawals made during the current contract year, but not be less than zero.

You may request to change your investment option by written request on an authorized form or by another method agreed to by us.

•	Limitations on Purchase of Other Riders under your Contract: You may elect only the SecureSource – Single Life rider or the SecureSource – Joint Life rider. If you elect the SecureSource rider, you may not elect the Accumulation Protector Benefit rider.

•	Non-Cancelable: Once elected, the SecureSource rider may not be cancelled (except as provided under “Rider Termination” heading below) and the fee will continue to be deducted until the contract or rider is terminated or the contract value reduces to zero (described below). Dissolution of marriage does not terminate the SecureSource – Joint Life rider and will not reduce the fee we charge for this rider. The benefit under the SecureSource – Joint Life rider continues for the covered spouse who is the owner of the contract (or annuitant in the case of nonnatural ownership). The rider will terminate at the

RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS 163

death of the contract owner (or annuitant in the case of nonnatural ownership) because the original spouse will be unable to elect the spousal continuation provision of the contract (see “Joint Life only: Covered Spouses” below).

•	Joint Life: Limitations on Contract Owners, Annuitants and Beneficiaries: Since the joint life benefit will terminate unless the surviving covered spouse continues the contract under the spousal continuation provision of the contract upon the owner’s death, only ownership arrangements that permit such continuation are allowed at rider issue. In general, the covered spouses should be joint owners, or one covered spouse should be the owner and the other covered spouse should be named as the sole primary beneficiary. For non-natural ownership arrangements that allow for spousal continuation one covered spouse should be the annuitant and the other covered spouse should be the sole primary beneficiary. For revocable trust ownerships, the grantor of the trust must be the annuitant and the beneficiary must either be the annuitant’s spouse or a trust that names the annuitant’s spouse as the sole primary beneficiary. You are responsible for establishing ownership arrangements that will allow for spousal continuation.

If you select the SecureSource – Joint Life rider, please consider carefully whether or not you wish to change the beneficiary of your annuity contract. The rider will terminate if the surviving covered spouse can not utilize the spousal continuation provision of the contract when the death benefit is payable.

•	Limitations on Purchase Payments: We reserve the right to limit the cumulative amount of purchase payments, subject to state restrictions. For current purchase payment restrictions, please see “Buying Your Contract — Purchase Payments”.

•	Interaction with Total Free Amount (FA) contract provision: The FA is the amount you are allowed to withdraw from the contract in each contract year without incurring a surrender charge (see “Charges — Surrender Charge”). The FA may be greater than the RBP or RALP under this rider. Any amount you withdraw under the contract’s FA provision that exceeds the RBP or RALP is subject to the excess withdrawal processing described below for the GBA, RBA and ALP.

You should consult your tax advisor before you select this optional rider if you have any questions about the use of the rider in your tax situation because:

•	Tax Considerations for Nonqualified Annuities: Under current federal income tax law, withdrawals under nonqualified annuities, including withdrawals taken from the contract under the terms of the rider, are treated less favorably than amounts received as annuity payments under the contract (see “Taxes — Nonqualified Annuities”). Withdrawals are taxable income to the extent of earnings. Withdrawals of earnings before age 59 1/2 may also incur a 10% IRS early withdrawal penalty. You should consult your tax advisor before you select this optional rider if you have any questions about the use of the rider in your tax situation.

•	Tax Considerations for Qualified Annuities: Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract (see “Taxes — Qualified Annuities — Required Minimum Distributions”). If you have a qualified annuity, you may need to take an RMD that exceeds the specified amount of withdrawal available under the rider. Withdrawals in any contract year that exceed the guaranteed amount available for withdrawal may reduce future benefits guaranteed under the rider. While the rider permits certain excess withdrawals to be made for the purpose of satisfying RMD requirements for your contract alone without reducing future benefits guaranteed under the rider, there can be no guarantee that changes in the federal income tax law after the effective date of the rider will not require a larger RMD to be taken, in which case, future guaranteed withdrawals under the rider could be reduced. See Appendix E for additional information.

•	Treatment of Civil Unions and Domestic Partners: The Federal Defense of Marriage Act (“DOMA”) does not recognize same-sex marriages or civil unions, even if permitted under applicable state law. As a result, a beneficiary of a deceased owner who was treated as married to the owner under state law and for purposes of this rider, but whose marriage is not recognized under DOMA, will be required to take distributions from the contract in the manner applicable to non-spouse beneficiaries. In some circumstances, these required distributions could substantially reduce or eliminate the value of the rider. See “Taxes — Other — Spousal status.”

•	Limitations on TSAs: Your right to take withdrawals is restricted if your contract is a TSA (see “TSA — Special Provisions”).

Key terms and provisions of the SecureSource rider are described below:
Withdrawal: The amount by which your contract value is reduced as a result of any withdrawal request. It may differ from the amount of your request due to any surrender charge and any market value adjustment.

Waiting period: Any period of time starting on the rider effective date during which the annual step up is not available if you take withdrawals. Currently, there is no waiting period. For contracts purchased prior to June 1, 2008, the waiting period is three years.

Guaranteed Benefit Amount (GBA): The total cumulative withdrawals guaranteed by the rider under the basic withdrawal benefit. The maximum GBA is $5,000,000. The GBA cannot be withdrawn and is not payable as a death benefit. It is an

 164  RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS

interim value used to calculate the amount available for withdrawals each year under the basic withdrawal benefit (see “Guaranteed Benefit Payment” below). At any time, the total GBA is the sum of the individual GBAs associated with each purchase payment.

The GBA is determined at the following times, calculated as described:

•	At contract issue — the GBA is equal to the initial purchase payment.

•	When you make additional purchase payments — each additional purchase payment has its own GBA equal to the amount of the purchase payment.

•	At step up — (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

•	When an individual RBA is reduced to zero — the GBA that is associated with that RBA will also be set to zero.

•	When you make a withdrawal during the waiting period and after a step up — Any prior annual step ups will be reversed. Step up reversal means that the GBA associated with each purchase payment will be reset to the amount of that purchase payment. The step up reversal will only happen once during the waiting period, when the first withdrawal is made.

•	When you make a withdrawal at any time and the amount withdrawn is:

(a)	less than or equal to the total RBP — the GBA remains unchanged. If there have been multiple purchase payments, both the total GBA and each payment’s GBA remain unchanged.

(b)	is greater than the total RBP — GBA excess withdrawal processing will be applied to the GBA. If the withdrawal is made during the waiting period, the excess withdrawal processing is applied AFTER any previously applied annual step ups have been reversed.

GBA EXCESS WITHDRAWAL PROCESSING
The total GBA will automatically be reset to the lesser of (a) the total GBA immediately prior to the withdrawal; or (b) the contract value immediately following the withdrawal. If there have been multiple purchase payments, each payment’s GBA after the withdrawal will be reset to equal that payment’s RBA after the withdrawal plus (a) times (b), where:

(a)	is the ratio of the total GBA after the withdrawal less the total RBA after the withdrawal to the total GBA before the withdrawal less the total RBA after the withdrawal; and

(b)	is each payment’s GBA before the withdrawal less that payment’s RBA after the withdrawal.

Remaining Benefit Amount (RBA): Each withdrawal you make reduces the amount that is guaranteed by the rider as future withdrawals. At any point in time, the RBA equals the amount of GBA that remains available for withdrawals for the remainder of the contract’s life, and total RBA is the sum of the individual RBAs associated with each purchase payment. The maximum RBA is $5,000,000.

The RBA is determined at the following times, calculated as described:

•	At contract issue — the RBA is equal to the initial purchase payment plus any purchase payment credit.

•	When you make additional purchase payments — each additional purchase payment has its own RBA initially set equal to that payment’s GBA (the amount of the purchase payment plus any purchase payment credit).

•	At step up — (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

•	When you make a withdrawal during the waiting period and after a step up — Any prior annual step ups will be reversed. Step up reversal means that the RBA associated with each purchase payment will be reset to the amount of that purchase payment plus any purchase payment credit. The step up reversal will only happen once during the waiting period, when the first withdrawal is made.

•	When you make a withdrawal at any time and the amount withdrawn is:

(a)	less than or equal to the total RBP — the total RBA is reduced by the amount of the withdrawal. If there have been multiple purchase payments, each payment’s RBA is reduced in proportion to its RBP.

(b)	is greater than the total RBP — RBA excess withdrawal processing will be applied to the RBA. If the withdrawal is made during the waiting period, the excess withdrawal processing is applied AFTER any previously applied annual step ups have been reversed.

RBA EXCESS WITHDRAWAL PROCESSING
The total RBA will automatically be reset to the lesser of (a) the contract value immediately following the withdrawal, or (b) the total RBA immediately prior to the withdrawal, less the amount of the withdrawal.

If there have been multiple purchase payments, both the total RBA and each payment’s RBA will be reset. The total RBA will be reset according to the excess withdrawal processing described above. Each payment’s RBA will be reset in the following manner:

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1.	The withdrawal amount up to the total RBP is taken out of each RBA bucket in proportion to its individual RBP at the time of the withdrawal; and

2.	The withdrawal amount above the total RBP and any amount determined by the excess withdrawal processing are taken out of each RBA bucket in proportion to its RBA at the time of the withdrawal.

Guaranteed Benefit Payment (GBP): At any time, the amount available for withdrawal in each contract year after the waiting period, until the RBA is reduced to zero, under the basic withdrawal benefit. At any point in time, each purchase payment has its own GBP, which is equal to the lesser of that payment’s RBA or 7% of that payment’s GBA, and the total GBP is the sum of the individual GBPs.

During the waiting period, the guaranteed annual withdrawal amount may be less than the GBP due to the limitations the waiting period imposes on your ability to utilize both annual step-ups and withdrawals (see “Waiting Period” heading above). The guaranteed annual withdrawal amount during the waiting period is equal to the value of the RBP at the beginning of the contract year.

The GBP is determined at the following times, calculated as described:

•	At contract issue — the GBP is established as 7% of the GBA value.

•	At each contract anniversary — each payment’s GBP is reset to the lesser of that payment’s RBA or 7% of that payment’s GBA value.

•	When you make additional purchase payments — each additional purchase payment has its own GBP equal to 7% of the purchase payment amount plus any purchase payment credit.

•	At step up — (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

•	When an individual RBA is reduced to zero — the GBP associated with that RBA will also be reset to zero.

•	When you make a withdrawal during the waiting period and after a step up — Any prior annual step ups will be reversed. Step up reversal means that the GBA and the RBA associated with each purchase payment will be reset to the amount of that purchase payment plus any purchase payment credit. Each payment’s GBP will be reset to 7% of that purchase payment plus any purchase payment credit. The step up reversal will only happen once during the waiting period, when the first withdrawal is made.

•	When you make a withdrawal at any time and the amount withdrawn is:

(a)	less than or equal to the total RBP — the GBP remains unchanged.

(b)	is greater than the total RBP — each payment’s GBP is reset to the lesser of that payment’s RBA or 7% of that payment’s GBA value, based on the RBA and GBA after the withdrawal. If the withdrawal is made during the waiting period, the excess withdrawal processing is applied AFTER any previously applied annual step ups have been reversed.

Remaining Benefit Payment (RBP): The amount available for withdrawal for the remainder of the contract year under the basic withdrawal benefit. At any point in time, the total RBP is the sum of the RBPs for each purchase payment. During the waiting period, when the guaranteed amount may be less than the GBP, the value of the RBP at the beginning of the contract year will be that amount that is actually guaranteed each contract year.

The RBP is determined at the following times, calculated as described:

•	At the beginning of each contract year during the waiting period and prior to any withdrawal — the RBP for each purchase payment is set equal to that purchase payment plus any purchase payment credit multiplied by 7%.

•	At the beginning of any other contract year — the RBP for each purchase payment is set equal to that purchase payment’s GBP.

•	When you make additional purchase payments — each additional purchase payment has its own RBP equal to that payment’s GBP.

•	At step up — (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

•	At spousal continuation — (see “Spousal Option to Continue the Contract” heading below).

•	When an individual RBA is reduced to zero — the RBP associated with that RBA will also be reset to zero.

•	When you make any withdrawal — the total RBP is reset to equal the total RBP immediately prior to the withdrawal less the amount of the withdrawal, but not less than zero. If there have been multiple purchase payments, each payment’s RBP is reduced proportionately. If you withdraw an amount greater than the RBP, GBA excess withdrawal processing and RBA excess withdrawal processing are applied and the amount available for future withdrawals for the remainder of the contract’s life may be reduced by more than the amount of withdrawal. When determining if a withdrawal will result in the excess withdrawal processing, the applicable RBP will not yet reflect the amount of the current withdrawal.

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Single Life only: Covered Person: The person whose life is used to determine when the ALP is established, and the duration of the ALP payments (see “Annual Lifetime Payment (ALP)” heading below). The covered person is the oldest contract owner or annuitant. If the owner is a nonnatural person, i.e., a trust or corporation, the covered person is the oldest annuitant. A spousal continuation or a change of contract ownership may reduce the amount of the lifetime withdrawal benefit and may change the covered person.

Joint Life only: Covered Spouses: The contract owner and his or her legally married spouse as defined under federal law, as named on the application for as long as the marriage is valid and in effect. If the contract owner is a nonnatural person (e.g., a trust), the covered spouses are the annuitant and the legally married spouse of the annuitant. The covered spouses lives are used to determine when the ALP is established, and the duration of the ALP payments (see “Annual Lifetime Payment (ALP)” heading below). The covered spouses are established on the rider effective date and cannot be changed.

Annual Lifetime Payment Attained Age (ALPAA):

•	Single Life: The covered person’s age after which time the lifetime benefit can be established. Currently, the lifetime benefit can be established on the later of the contract effective date or the contract anniversary date on/following the date the covered person reaches age 65.

•	Joint Life: The age of the younger covered spouse at which time the lifetime benefit is established.

Annual Lifetime Payment (ALP): Once established, the ALP under the lifetime withdrawal benefit is at any time the amount available for withdrawals in each contract year after the waiting period until the later of:

•	Single Life: death; or

•	Joint Life: death of the last surviving covered spouse; or

•	the RBA is reduced to zero.

The maximum ALP is $300,000. Prior to establishment of the ALP, the lifetime withdrawal benefit is not in effect and the ALP is zero.

During the waiting period, the guaranteed annual lifetime withdrawal amount may be less than the ALP due to the limitations the waiting period imposes on your ability to utilize both annual step-ups and withdrawals (see “Waiting Period” heading above). The guaranteed annual lifetime withdrawal amount during the waiting period is equal to the value of the RALP at the beginning of the contract year.

The ALP is determined at the following times:

•	Single Life: The later of the contract effective date or the contract anniversary date on/following the date the covered person reaches age 65 — the ALP is established as 6% of the total RBA.

•	Joint Life: The ALP is established as 6% of the total RBA on the earliest of the following dates:

(a)	the rider effective date if the younger covered spouse has already reached age 65.

(b)	the rider anniversary on/following the date the younger covered spouse reaches age 65.

(c)	upon the first death of a covered spouse, then

(1)	the date we receive written request when the death benefit is not payable and the surviving covered spouse has already reached age 65; or

(2)	the date spousal continuation is effective when the death benefit is payable and the surviving covered spouse has already reached age 65; or

(3)	the rider anniversary on/following the date the surviving covered spouse reaches age 65.

(d)	Following dissolution of marriage of the covered spouses,

(1)	the date we receive written request if the remaining covered spouse who is the owner (or annuitant in the case of nonnatural ownership) has already reached age 65; or

(2)	the rider anniversary on/following the date the remaining covered spouse who is the owner (or annuitant in the case of nonnatural ownership) reaches age 65.

•	When you make additional purchase payments — each additional purchase payment increases the ALP by 6% of the amount of the purchase payment plus any purchase payment credits.

•	At step ups — (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

•	Single Life: At spousal continuation or contract ownership change — (see “Spousal Option to Continue the Contract” and “Contract Ownership Change” headings below).

•	When you make a withdrawal during the waiting period and after a step up — Any prior annual step ups will be reversed. Step up reversal means that the ALP will be reset to equal total purchase payments plus any purchase payment credits multiplied by 6%. The step up reversal will only happen once during the waiting period, when the first withdrawal is made.

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•	When you make a withdrawal at any time and the amount withdrawn is:

(a)	less than or equal to the RALP — the ALP remains unchanged.

(b)	is greater than the RALP — ALP excess withdrawal processing will be applied to the ALP. If the withdrawal is made during the waiting period, the excess withdrawal processing is applied AFTER any previously applied annual step ups have been reversed.

20% Rider Credit (for contracts with applications signed on or after June 1, 2008)
If you do not make a withdrawal during the first three rider years, then a 20% rider credit may increase your ALP. This credit is 20% of purchase payments received in the first 180 days that the rider is in effect and is used to establish the enhanced lifetime base. The enhanced lifetime base is an amount that may be used to increase the ALP. The 20% rider credit does not increase the basic withdrawal benefit or the contract value. Because step ups and purchase payment credits may increase your ALP, they may reduce or eliminate any benefit of the 20% rider credit.

Enhanced Lifetime Base (for contracts with applications signed on or after June 1, 2008)
The enhanced lifetime base will be established initially on the third rider anniversary. If you do not make a withdrawal during the first three rider years, then the enhanced lifetime base will be the sum of all purchase payments received during the first three rider years and the 20% rider credit. If you make a withdrawal during the first three rider years, then the 20% rider credit does not apply and the enhanced lifetime base will be established as zero and will always be zero.

The maximum enhanced lifetime base at any time is $5,000,000.

If the enhanced lifetime base is greater than zero, then it will:

•	increase by the amount of any purchase payments received on or after the third rider anniversary.

•	be reduced by any withdrawal in the same proportion as the withdrawal reduces the RBA and, if the withdrawal exceeds the RBP, it will then be set to the lesser of this reduced value and the contract value immediately following the withdrawal.

•	be set to the lesser of its current value and the contract value, if you choose an asset allocation model that is more aggressive than the target model while you are in the withdrawal phase.

If any of the following events occur, then the enhanced lifetime base will be established as or reset to zero and will always be zero:

•	The total RBA is reduced to zero.

•	You selected the Single Life rider, and there is a change in the covered person, including changes due to spousal continuations and ownership changes.

The enhanced lifetime base is an amount that may be used to increase the ALP and cannot be withdrawn or annuitized.

Increase in ALP because of the Enhanced Lifetime Base (for contracts with applications purchased on or after June 1, 2008)
As of the later of the third rider anniversary and the date the initial ALP is established, the ALP will be increased to equal the enhanced lifetime base multiplied by 6%, if this amount is greater than the current ALP. Thereafter, the enhanced lifetime base will always be zero.

ALP EXCESS WITHDRAWAL PROCESSING
The ALP is reset to the lesser of the ALP immediately prior to the withdrawal, or 6% of the contract value immediately following the withdrawal.

Remaining Annual Lifetime Payment (RALP): The amount available for withdrawal for the remainder of the contract year under the lifetime withdrawal benefit. During the waiting period, when the guaranteed annual withdrawal amount may be less than the ALP, the value of the RALP at the beginning of the contract year will be the amount that is actually guaranteed each contract year. Prior to establishment of the ALP, the lifetime withdrawal benefit is not in effect and the RALP is zero.

The RALP is determined at the following times:

•	The RALP is established at the same time as the ALP, and:

(a)	During the waiting period and prior to any withdrawals — the RALP is established equal to 6% of purchase payments plus any purchase payment credits.

(b)	At any other time — the RALP is established equal to the ALP less all prior withdrawals made in the contract year but not less than zero.

•	At the beginning of each contract year during the waiting period and prior to any withdrawals — the RALP is set equal to the total purchase payments plus any purchase payment credits, multiplied by 6%.

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•	At the beginning of any other contract year — the RALP is set equal to ALP.

•	When you make additional purchase payments — each additional purchase payment increases the RALP by 6% of the purchase payment amount plus any purchase payment credits.

•	At step ups — (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

•	When you make any withdrawal — the RALP equals the RALP immediately prior to the withdrawal less the amount of the withdrawal but not less than zero. If you withdraw an amount greater than the RALP, ALP excess withdrawal processing is applied and may reduce the amount available for future withdrawals. When determining if a withdrawal will result in excess withdrawal processing, the applicable RALP will not yet reflect the amount of the current withdrawal.

Required Minimum Distributions (RMD): If you are taking RMDs from your contract and your RMD calculated separately for your contract is greater than the RBP or the RALP on the most recent contract anniversary, the portion of your RMD that exceeds the RBP or RALP on the most recent rider anniversary will not be subject to excess withdrawal processing provided that the following conditions are met:

•	The RMD is for your contract alone;

•	The RMD is based on your recalculated life expectancy taken from the Uniform Lifetime Table under the Code; and

•	The RMD amount is otherwise based on the requirements of section 401(a)(9), related Code provisions and regulations thereunder that were in effect on the effective date of the rider.

RMD rules follow the calendar year which most likely does not coincide with your contract year and therefore may limit when you can take your RMD and not be subject to excess withdrawal processing.

Withdrawal amounts greater than the RBP or RALP on the contract anniversary date that do not meet these conditions will result in excess withdrawal processing as described above. See Appendix E for additional information.

Step Up Date: The date any step up becomes effective, and depends on the type of step up being applied (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

Annual Step Up: Beginning with the first contract anniversary, an increase of the GBA, RBA, GBP, RBP, ALP and/or RALP values may be available. A step up does not create contract value, guarantee the performance of any investment option, or provide a benefit that can be withdrawn or paid upon death. Rather, a step up determines the current values of the GBA, RBA, GBP, RBP, ALP and RALP, and may extend the payment period or increase the allowable payment.

The annual step up may be available as described below, subject to the following rules:

•	The annual step up is effective on the step up date.

•	Only one step up is allowed each contract year.

•	If you take any withdrawals during the waiting period, any previously applied step ups will be reversed and the Annual step up will not be available until the end of the waiting period.

•	On any rider anniversary where the RBA or, if established, the ALP would increase and the application of the step up would not increase the rider charge, the annual step up will be automatically applied to your contract, and the step up date is the contract anniversary date.

•	If the application of the step up would increase the rider charge, the annual step up is not automatically applied. Instead, you have the option to step up for 30 days after the contract anniversary as long as either the contract value is greater than the total RBA or 6% of the contract value is greater than the ALP, if established, on the step-up date. If you exercise the elective annual step up option, you will pay the rider charge in effect on the step up date. If you wish to exercise the elective annual step up option, we must receive a request from you or your investment professional. The step up date is the date we receive your request to step up. If your request is received after the close of business, the step up date will be the next valuation day.

•	The ALP and RALP are not eligible for step ups until they are established. Prior to being established, the ALP and RALP values are both zero.

•	Please note it is possible for the ALP to step up even if the RBA or GBA do not step up, and it is also possible for the RBA and GBA to step up even if the ALP does not step up.

The annual step up resets the GBA, RBA, GBP, RBP, ALP and RALP values as follows:

•	The total RBA will be reset to the greater of the total RBA immediately prior to the step up date or the contract value on the step up date.

•	The total GBA will be reset to the greater of the total GBA immediately prior to the step up date or the contract value on the step up date.

•	The total GBP will be reset using the calculation as described above based on the increased GBA and RBA.

RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS 169

•	The total RBP will be reset as follows:

(a)	During the waiting period and prior to any withdrawals, the RBP will not be affected by the step up.

(b)	At any other time, the RBP will be reset to the increased GBP less all prior withdrawals made in the current contract year, but not less than zero.

•	The ALP will be reset to the greater of the ALP immediately prior to the step up date or 6% of the contract value on the step up date.

•	The RALP will be reset as follows:

(a)	During the waiting period and prior to any withdrawals, the RALP will not be affected by the step up.

(b)	At any other time, the RALP will be reset to the increased ALP less all prior withdrawals made in the current contract year, but not less than zero.

Spousal Option to Continue the Contract upon Owner’s Death (Spousal Continuation):
Single Life: If a surviving spouse elects to continue the contract and continues the contract as the new owner under the spousal continuation provision of the contract, the SecureSource – Single Life rider also continues. When the spouse elects to continue the contract, any remaining waiting period is cancelled and any waiting period limitations on withdrawals and step-ups terminate; if the covered person changes due to spousal continuation the GBA, RBA, GBP, RBP, ALP and RALP values are affected as follows:

•	The GBA, RBA and GBP values remain unchanged.

•	The RBP is automatically reset to the GBP less all prior withdrawals made in the current contract year, but not less than zero.

•	If the ALP has not yet been established and the new covered person has not yet reached age 65 as of the date of continuation — the ALP will be established on the contract anniversary following the date the covered person reaches age 65 as the lesser of the RBA or the contract anniversary value, multiplied by 6%. The RALP will be established on the same date equal to the ALP.

•	If the ALP has not yet been established but the new covered person is age 65 or older as of the date of continuation — the ALP will be established on the date of continuation as the lesser of the RBA or the contract value, multiplied by 6%. The RALP will be established on the same date in an amount equal to the ALP less all prior withdrawals made in the current contract year, but not less than zero.

•	If the ALP has been established but the new covered person has not yet reached age 65 as of the date of continuation — the ALP and RALP will be automatically reset to zero for the period of time beginning with the date of continuation and ending with the contract anniversary following the date the covered person reaches age 65. At the end of this time period, the ALP will be reset to the lesser of the RBA or the anniversary contract value, multiplied by 6%, and the RALP will be reset to the ALP.

•	If the ALP has been established and the new covered person is age 65 or older as of the date of continuation — the ALP will be automatically reset to the lesser of the current ALP or 6% of the contract value on the date of continuation. The RALP will be reset to the ALP less all prior withdrawals made in the current contract year, but not less than zero.

Please note that the lifetime withdrawal benefit amount may be reduced as a result of the spousal continuation.

Joint Life: If a surviving spouse is a covered spouse and elects the spousal continuation provision of the contract as the new owner, the SecureSource – Joint Life rider also continues. When the spouse elects to continue the contract, any remaining waiting period is cancelled and any waiting period limitations on withdrawals and step-ups terminate. The surviving covered spouse can name a new beneficiary, however, a new covered spouse cannot be added to the rider.

Spousal Continuation Step Up: At the time of spousal continuation, a step-up may be available. All annual step-up rules (see “Annual Step-Up” heading above), other than those that apply to the waiting period, also apply to the spousal continuation step-up. If the spousal continuation step-up is processed automatically, the step-up date is the valuation date spousal continuation is effective. If not, the spouse must elect the step up and must do so within 30 days of the spousal continuation date. If the spouse elects the spousal continuation step up, the step-up date is the valuation date we receive the spouse’s written request to step-up if we receive the request by the close of business on that day, otherwise the next valuation date.

Rules for Withdrawal Provision of Your Contract: Minimum account values following a withdrawal no longer apply to your contract. For withdrawals, the withdrawal will be made from the variable subaccounts, guarantee period accounts (where available), the one-year fixed account (if applicable) and the DCA fixed account in the same proportion as your interest in each bears to the contract value. You cannot specify from which accounts the withdrawal is to be made.

 170  RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS

If Contract Value Reduces to Zero: If the contract value reduces to zero and the total RBA remains greater than zero, you will be paid in the following scenarios:

1)	The ALP has not yet been established and the contract value is reduced to zero as a result of fees or charges or a withdrawal that is less than or equal to the RBP. In this scenario, you can choose to:

(a)	receive the remaining schedule of GBPs until the RBA equals zero; or

(b)	Single Life: wait until the rider anniversary following the date the covered person reaches age 65, and then receive the ALP annually until the latter of (i) the death of the covered person, or (ii) the RBA is reduced to zero; or

(c)	Joint Life: wait until the rider anniversary following the date the younger covered spouse reaches age 65, and then receive the ALP annually until the latter of (i) the death of the last surviving covered spouse, or (ii) the RBA is reduced to zero.

We will notify you of this option. If no election is made, the ALP will be paid.

2)	The ALP has been established and the contract value reduces to zero as a result of fees or charges, or a withdrawal that is less than or equal to both the RBP and the RALP. In this scenario, you can choose to receive:

(a)	the remaining schedule of GBPs until the RBA equals zero; or

(b)	Single Life: the ALP annually until the latter of (i) the death of the covered person, or (ii) the RBA is reduced to zero; or

(c)	Joint Life: the ALP annually until the latter of (i) the death of the last surviving covered spouse, or (ii) the RBA is reduced to zero.

We will notify you of this option. If no election is made, the ALP will be paid.

3)	The ALP has been established and the contract value falls to zero as a result of a withdrawal that is greater than the RALP but less than or equal to the RBP. In this scenario, the remaining schedule of GBPs will be paid until the RBA equals zero.

4)	The ALP has been established and the contract value falls to zero as a result of a withdrawal that is greater than the RBP but less than or equal to the RALP. In this scenario, the ALP will be paid annually until the death of the:

•	Single Life: covered person;

•	Joint Life: last surviving covered spouse.

Under any of these scenarios:

•	The annualized amounts will be paid to you in the frequency you elect. You may elect a frequency offered by us at the time payments begin. Available payment frequencies will be no less frequent than annually;

•	We will no longer accept additional purchase payments;

•	You will no longer be charged for the rider;

•	Any attached death benefit riders will terminate; and

•	Single Life: The death benefit becomes the remaining payments, if any, until the RBA is reduced to zero.

•	Joint Life: If the owner had been receiving the ALP, upon the first death the ALP will continue to be paid annually until the later of: 1) the death of the last surviving covered spouse or 2) the RBA is reduced to zero. In all other situations the death benefit becomes the remaining payments, if any, until the RBA is reduced to zero.

The SecureSource rider and the contract will terminate under either of the following two scenarios:

•	If the contract value falls to zero as a result of a withdrawal that is greater than both the RALP and the RBP. This is full withdrawal of the contract value.

•	If the contract value falls to zero as a result of a withdrawal that is greater than the RALP but less than or equal to the RBP, and the total RBA is reduced to zero.

At Death:
Single Life: If the contract value is greater than zero when the death benefit becomes payable, the beneficiary may: 1) elect to take the death benefit under the terms of the contract, 2) take the fixed payout option available under this rider, or 3) continue the contract under the spousal continuation provision of the contract above.

If the contract value equals zero and the death benefit becomes payable, the following will occur:

•	If the RBA is greater than zero and the owner has been receiving the GBP each year, the GBP will continue to be paid to the beneficiary until the RBA equals zero.

•	If the covered person dies and the RBA is greater than zero and the owner has been receiving the ALP each year, the ALP will continue to be paid to the beneficiary until the RBA equals zero.

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•	If the covered person is still alive and the RBA is greater than zero and the owner has been receiving the ALP each year, the ALP will continue to be paid to the beneficiary until the later of the death of the covered person or the RBA equals zero.

•	If the covered person is still alive and the RBA equals zero and the owner has been receiving the ALP each year, the ALP will continue to be paid to the beneficiary until the death of the covered person.

•	If the covered person dies and the RBA equals zero, the benefit terminates. No further payments will be made.

Joint Life: If the death benefit becomes payable at the death of a covered spouse, the surviving covered spouse must utilize the spousal continuation provision of the contract and continue the contract as the new owner to continue the joint benefit. If spousal continuation is not available under the terms of the contract, the rider terminates. The lifetime benefit of this rider ends at the death of the last surviving covered spouse.

If the contract value is greater than zero when the death benefit becomes payable, the beneficiary may: 1) elect to take the death benefit under the terms of the contract, 2) take the fixed payout option available under this rider, or 3) continue the contract under the spousal continuation provision of the contract above.

If the contract value equals zero at the first death of a covered spouse, the ALP will continue to be paid annually until the later of: 1) the death of the last surviving covered spouse or 2) the RBA is reduced to zero.

If the contract value equals zero at the death of the last surviving covered spouse, the following will occur:

•	If the RBA is greater than zero and the owner has been receiving the GBP each year, the GBP will continue to be paid to the beneficiary until the RBA equals zero.

•	If the RBA is greater than zero and the owner has been receiving the ALP each year, the ALP will continue to be paid to the beneficiary until the RBA equals zero.

•	If the RBA equals zero, the benefit terminates. No further payments will be made.

Contract Ownership Change:
Single Life: If the contract changes ownership (see “Changing Ownership”), the GBA, RBA, GBP, RBP values will remain unchanged and the ALP and RALP will be reset as follows. Our current administrative practice is to only reset the ALP and RALP if the covered person changes due to the ownership change.

•	If the ALP has not yet been established and the new covered person has not yet reached age 65 as of the ownership change date — the ALP and the RALP will be established on the contract anniversary following the date the covered person reaches age 65. The ALP will be set equal to the lesser of the RBA or the anniversary contract value, multiplied by 6%. If the anniversary date occurs during the waiting period and prior to a withdrawal, the RALP will be set equal to the lesser of the ALP or total purchase payments plus any purchase payment credits multiplied by 6%. If the anniversary date occurs at any other time, the RALP will be set equal to the ALP.

•	If the ALP has not yet been established but the new covered person is age 65 or older as of the ownership change date — the ALP and the RALP will be established on the ownership change date. The ALP will be set equal to the lesser of the RBA or the contract value, multiplied by 6%. If the ownership change date occurs during the waiting period and prior to a withdrawal, the RALP will be set to the lesser of the ALP or total purchase payments plus any purchase payment credits multiplied by 6%. If the ownership change date occurs at any other time, the RALP will be set to the ALP less all prior withdrawals made in the current contract year but not less than zero.

•	If the ALP has been established but the new covered person has not yet reached age 65 as of the ownership change date — the ALP and the RALP will be reset to zero for the period of time beginning with the ownership change date and ending with the contract anniversary following the date the covered person reaches age 65. At the end of this time period, the ALP will be reset to the lesser of the RBA or the anniversary contract value, multiplied by 6%. If the time period ends during the waiting period and prior to any withdrawals, the RALP will be reset to the lesser of the ALP or total purchase payments plus any purchase payment credits multiplied by 6%. If the time period ends at any other time, the RALP will be reset to the ALP.

•	If the ALP has been established and the new covered person is age 65 or older as of the ownership change date — the ALP and the RALP will be reset on the ownership change date. The ALP will be reset to the lesser of the current ALP or 6% of the contract value. If the ownership change date occurs during the waiting period and prior to a withdrawal, the RALP will be reset to the lesser of the ALP or total purchase payments plus any purchase payment credits multiplied by 6%. If the ownership change date occurs at any other time, the RALP will be reset to the ALP less all prior withdrawals made in the current contract year but not less than zero.

Please note that the lifetime withdrawal benefit amount may be reduced as a result of the ownership change.

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Joint Life: Ownership changes are only allowed between the covered spouses or their revocable trust(s). No other ownership changes are allowed as long as the rider is in force.

Guaranteed Withdrawal Benefit Annuity Option: Several annuity payout plans are available under the contract. As an alternative to these annuity payout plans, a fixed annuity payout option is available under the SecureSource rider.

Under this option the amount payable each year will be equal to the remaining schedule of GBPs, but the total amount paid over the life of the annuity will not exceed the current total RBA at the time you begin this fixed annuity payout option. These annualized amounts will be paid in the frequency that you elect. The frequencies will be among those offered by us at that time but will be no less frequent than annually. If, at the death of the owner, total payouts have been made for less than the RBA, the remaining payouts will be paid to the beneficiary (see “The Annuity Payout Period” and “Taxes”).

This option may not be available if the contract is issued to qualify under section 403 or 408 of the Code, as amended. For such contracts, this option will be available only if the guaranteed payment period is less than the life expectancy of the owner at the time the option becomes effective. Such life expectancy will be computed using a life expectancy table published by the IRS.

This annuity payout option may also be elected by the beneficiary of a contract as a settlement option. Whenever multiple beneficiaries are designated under the contract, each such beneficiary’s share of the proceeds if they elect this option will be in proportion to their applicable designated beneficiary percentage. Beneficiaries of nonqualified contracts may elect this settlement option subject to the distribution requirements of the contract. We reserve the right to adjust the remaining schedule of GBPs if necessary to comply with the Code.

RIDER TERMINATION
The SecureSource rider cannot be terminated either by you or us except as follows:

1.	Single Life: After the death benefit is payable the rider will terminate if your spouse does not use the spousal continuation provision of the contract to continue the contract.

2.	Joint Life: After the death benefit is payable the rider will terminate if:

(a) any one other than a covered spouse continues the contract, or

(b) a covered spouse does not use the spousal continuation provision of the contract to continue the contract.

3.	Annuity payouts under an annuity payout plan will terminate the rider.

4.	Termination of the contract for any reason will terminate the rider.

5.	When a beneficiary elects an alternative payment plan which is an inherited IRA, the rider will terminate.

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Appendix N: SecureSource 20 Rider Disclosure

SECURESOURCE 20 RIDERS
This is an optional benefit that you can add to your contract for an additional charge. The benefit is intended to provide to you, after the waiting period, a specified withdrawal amount annually for life, even if your contract value is zero, subject to the terms and provisions described in this section. This benefit offers a credit feature to help in low or poor performing markets and a step up feature to lock in contract anniversary values. The SecureSource 20 rider may be appropriate for you if you intend to make periodic withdrawals from your annuity contract and wish to ensure that market performance will not adversely affect your ability to withdraw your principal over time. This benefit is intended for assets you plan to hold and let accumulate for at least three years. If you take any withdrawals during the 3-year waiting period, your benefits will be set to zero until the end of the waiting period when they will be re-established based on your contract value at that time and you will not receive 20% credit offered under this rider.

There are two optional SecureSource 20 riders available under your contract:

•	SecureSource 20 — Single Life; or

•	SecureSource 20 — Joint Life.

The information in this section applies to both Secure Source 20 riders, unless otherwise noted.

For the purpose of this rider, the term “withdrawal” is equal to the term “surrender” in the contract or any riders. Withdrawals will adjust contract values and benefits in the same manner as surrenders.

The SecureSource 20 — Single Life rider covers one person. The SecureSource 20 — Joint Life Rider covers two spouses jointly who are named at contract issue. You may elect only the SecureSource 20 — Single Life rider or the SecureSource 20 — Joint Life rider, not both, and you may not switch riders later. You must elect the rider when you purchase your contract. The rider effective date will be the contract issue date.

The SecureSource 20 rider is an optional benefit that you may select, if approved in your state, for an additional annual charge if:

•	your contract application is signed on or after Aug. 10, 2009, but prior to Nov. 30, 2009; and

•	Single Life: you and the annuitant are 80 or younger on the date the contract is issued; or

•	Joint Life: you and your spouse are 80 or younger on the date the contract is issued.

The SecureSource 20 riders are not available under an inherited qualified annuity.

The SecureSource 20 rider guarantees that after the waiting period, regardless of the investment performance of your contract, you will be able to withdraw up to a certain amount each year from the contract before the annuity payouts begin until:

•	Single Life: until death (see “At Death” heading below) or until the depletion of the basic benefit.

•	Joint Life: until the death of the last surviving covered spouse (see “Joint Life only: Covered Spouses” and “At Death” headings below) or until the depletion of the basic benefit.

KEY TERMS
The key terms associated with the SecureSource 20 rider are:

Annual Lifetime Payment (ALP): the lifetime benefit amount available each contract year after the waiting period and until your death (Joint Life: the death of both covered spouses). After the waiting period, the annual withdrawal amount guaranteed by the rider can vary each contract year. The maximum ALP is $300,000.

Annual Lifetime Payment Attained Age (ALPAA): the age at which the lifetime benefit is established.

Enhanced Lifetime Base (ELB): used in the calculation of the ALP on the later of the ELB date or the establishment of the ALP. The ELB cannot be withdrawn or annuitized and is not payable as a death benefit.

Guaranteed Benefit Amount (GBA): the total cumulative withdrawals guaranteed by the rider under the basic benefit. The maximum GBA is $5,000,000. The GBA cannot be withdrawn or annuitized and is not payable as a death benefit. It is an interim value used to calculate the amount available for withdrawals each year after the waiting period under the basic benefit (see “Guaranteed Benefit Payment” below). At any time, the total GBA is the sum of the individual GBAs associated with each purchase payment.

Guaranteed Benefit Payment (GBP): the basic benefit amount available each contract year after the waiting period until the RBA is reduced to zero. After the waiting period the annual withdrawal amount guaranteed by the rider can vary each contract year.

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Remaining Annual Lifetime Payment (RALP): as you make withdrawals during a contract year, the remaining amount that the rider guarantees will be available for withdrawal that year is reduced. The RALP is the lifetime benefit amount that can be withdrawn during the remainder of the current contract year.

Remaining Benefit Amount (RBA): each withdrawal you make reduces the amount that is guaranteed by the rider for future withdrawals. At any point in time, the RBA equals the amount of GBA that remains available for withdrawals for the remainder of the contract’s life, and total RBA is the sum of the individual RBAs associated with each purchase payment. The maximum RBA is $5,000,000.

Remaining Benefit Payment (RBP): as you make withdrawals during a contract year, the remaining amount that the rider guarantees will be available for withdrawal that year is reduced. The RBP is the basic benefit amount that can be withdrawn during the remainder of the current contract year.

Waiting period: The period of time before you can take a withdrawal without affecting benefits under the rider. The waiting period starts on the rider effective date and ends on the day prior to the third rider anniversary.

Withdrawal Adjustment Base (WAB): one of the components used to determine the GBP Percentage and ALP Percentage. The WAB cannot be withdrawn or annuitized and is not payable as a death benefit.

Withdrawal: The amount by which your contract value is reduced as a result of any withdrawal request. It may differ from the amount of your request due to any surrender charge and any market value adjustment.

DESCRIPTION OF THE SECURESOURCE 20 RIDER
Before the lifetime benefit is established, the annual withdrawal amount guaranteed by the riders after the waiting period is the basic benefit amount. After the lifetime benefit is established and after the waiting period, the riders guarantee that you have the option each contract year to cumulatively withdraw an amount up to the lifetime benefit amount or the basic benefit amount, but the riders do not guarantee withdrawal of both in a contract year.

The lifetime withdrawal benefit is established automatically:

•	Single Life: on the rider anniversary date after the covered person reaches age 65, or on the rider effective date if the covered person is age 65 or older on the rider effective date (see “Annual Lifetime Payment Attained Age (ALPAA)” heading below);

•	Joint Life: on the rider anniversary date after the younger covered spouse reaches age 65, or on the rider effective date if the younger covered spouse is age 65 or older on the rider effective date (see “Annual Lifetime Payment Attained Age (ALPAA)” and “Annual Lifetime Payments (ALP)” headings below).

The basic benefit amount and the lifetime benefit amount can vary based on the relationship of your contract value to the Withdrawal Adjustment Base (WAB). When the first withdrawal is taken each contract year after the waiting period, the percentages used to determine the benefit amounts are set and fixed for the remainder of that year.

If you withdraw less than the allowed withdrawal amount in a contract year, the unused portion cannot be carried over to the next year.

If you withdraw more than the allowed withdrawal amount in a contract year, we call this an “excess withdrawal” under the rider. Excess withdrawals trigger an adjustment of a benefit’s guaranteed amount, which may cause it to be reduced (see “GBA Excess Withdrawal Processing,” “RBA Excess Withdrawal Processing,” and “ALP Excess Withdrawal Processing” headings below).

Please note that basic benefit and lifetime benefit each has its own definition of the allowed annual withdrawal amount. Therefore a withdrawal may be considered an excess withdrawal for purposes of the lifetime benefit only, the basic benefit only, or both.

At any time after the waiting period, as long as your withdrawal does not exceed the greater of the basic benefit amount or the lifetime benefit amount, if established, you will not be assessed a surrender charge or any market value adjustment. If your withdrawals exceed the greater of the RBP or the RALP, surrender charges under the terms of the contract may apply (see “Charges — Surrender Charges”). The amount we actually deduct from your contract value will be the amount you request plus any applicable surrender charge. Market value adjustments, if applicable, will also be made (see “Guarantee Period Accounts (GPAs) — Market Value Adjustment”). We pay you the amount you request. Any withdrawals you take under the contract will reduce the value of the death benefits (see “Benefits in Case of Death”). Upon full withdrawal, you will receive the remaining contract value less any applicable charges (see “Making the Most of Your Contract — Withdrawals”).

Subject to conditions and limitations, an annual step-up can increase the basic benefit amount and the lifetime benefit amount, if your contract value has increased on a rider anniversary.

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Subject to conditions and limitations, if no withdrawals are taken prior to the third rider anniversary, the 20% rider credit may increase the lifetime benefit (if already established) or the Enhanced Lifetime Base (ELB) may increase the lifetime benefit (when established).

The values associated with the basic benefit are GBA, RBA, GBP and RBP. The values associated with the lifetime benefit are ALP, RALP and ELB. ALP and GBP are similar in that they are the annual withdrawal amount for each benefit after the waiting period. RALP and RBP are similar in that they are the remaining amount that can be withdrawn during the current contract year for each benefit.

IMPORTANT SECURESOURCE 20 RIDER CONSIDERATIONS
You should consider whether a SecureSource 20 rider is appropriate for you taking into account the following considerations:

•	Lifetime Benefit Limitations: The lifetime benefit is subject to certain limitations, including but not limited to:

(a)	Single Life: Once the contract value equals zero, payments are made for as long as the covered person is living (see “If Contract Value Reduces to Zero” heading below). However, if the contract value is greater than zero, the lifetime benefit terminates at the first death of any owner or annuitant even if the covered person is still living (see “At Death” heading below). Therefore, the rider will terminate when a death benefit becomes payable. This possibility may present itself when:

(i)	There are multiple contract owners — when one of the contract owners dies the lifetime benefit terminates even though other contract owners are still living; or

(ii)	The owner and the annuitant are not the same persons — if the annuitant dies before the owner, the lifetime benefit terminates even though the owner is still living.

Joint Life: Once the contract value equals zero, payments are made for as long as either covered spouse is living (see “If Contract Value Reduces to Zero” heading below). However, if the contract value is greater than zero, the lifetime benefit terminates at the death of the last surviving covered spouse (see “At Death” heading below).

(b)	Excess withdrawals can reduce the ALP to zero even though the GBA, RBA, GBP and/or RBP values are greater than zero. If both the ALP and the contract value are zero, the lifetime benefit will terminate.

(c)	If the lifetime benefit is first established prior to the third rider anniversary, the initial ALP is based on the basic benefit’s RBA at that time (see “Annual Lifetime Payment (ALP)” heading below). If the lifetime benefit is first established on/after the third rider anniversary, the initial ALP is based on the greater of the basic benefit’s RBA and the ELB at that time. Any withdrawal you take before the ALP is established reduces the RBA and ELB and therefore may result in a lower amount of lifetime withdrawals you are allowed to take.

(d)	Withdrawals can reduce both the contract value and the RBA to zero prior to the establishment of the ALP. If this happens, the contract and the rider will terminate.

•	Withdrawals: Please consider carefully when you start taking withdrawals from this rider. If you take any withdrawals during the 3-year waiting period, your benefits will be set to zero until the end of the waiting period when they will be re-established based on your contract value at that time and you will not receive 20% credit offered under this rider. Any withdrawal request within the 3-year waiting period must be submitted in writing. Also, after the waiting period if you withdraw more than the allowed withdrawal amount in a contract year (“excess withdrawal”), the guaranteed amounts under the rider may be reduced.

•	Use of Portfolio Navigator Program Required: You must be invested in one of the available PN program investment options of the PN program. This requirement limits your choice of subaccounts, one-year fixed account and GPAs (if available) to the PN program investment options (if applicable) you have selected. This means you will not be able to allocate contract value to all of the subaccounts, GPAs or the one-year fixed account that are available under the contract to contract owners who do not elect the rider. (See “Making the Most of Your Contract — Portfolio Navigator Program.”) You may allocate purchase payments to the DCA fixed account, when available, and we will make monthly transfers into the investment option you have chosen. You may make two elective investment option changes per contract year; we reserve the right to limit elective investment option changes if required to comply with the written instructions of a fund (see “Market Timing”).

You can allocate your contract value to any available investment options during the following times: (1) prior to your first withdrawal and (2) following a benefit reset due to an investment option change as described below but prior to any subsequent withdrawal. During these accumulation phases, you may request to change your investment option to any available investment option.

Immediately following a withdrawal your contract value will be reallocated to the target investment option as shown in your contract if your current investment option is more aggressive than the target investment option. If you are in a static model

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portfolio, this reallocation will be made to the applicable fund of funds investment option. This automatic reallocation is not included in the total number of allowed investment option changes per contract year. The target investment option classification is currently the Moderate investment option. We reserve the right to change the target investment option to an investment option that is more aggressive than the current target investment option after 30 days written notice.

After you have taken a withdrawal and prior to any benefit reset as described below, you are in a withdrawal phase. During withdrawal phases you may request to change your investment option to the target investment option or any investment option that is more conservative than the target investment option without a benefit reset as described below. If you are in a withdrawal phase and you choose to allocate your contract value to an investment option that is more aggressive than the target investment option, you will be in the accumulation phase again. If this is done after the waiting period, your rider benefit will be reset as follows:

(a)	the total GBA will be reset to the contract value, if your contract value is less; and

(b)	the total RBA will be reset to the contract value, if your contract value is less; and

(c)	the ALP, if established, will be reset to your current ALP Percentage (either 6% or 5% as described under “GBP Percentage and ALP Percentage” heading below) times the contract value, if this amount is less than the current ALP; and

(d)	the GBP will be recalculated as described below, based on the reset GBA and RBA; and

(e)	the RBP will be recalculated as the reset GBP less all prior withdrawals taken during the current contract year, but not less than zero; and

(f)	the RALP will be recalculated as the reset ALP less all prior withdrawals taken during the current contract year, but not less than zero; and

(g)	the WAB will be reset as follows:

•	if the ALP has not been established, the WAB will be equal to the reset GBA.

if the ALP has been established, the WAB will be equal to the reset ALP, divided by the current ALP Percentage; and

(h)	the ELB, if greater than zero, will be reset to the contract value, if your contract value is less.

You may request to change your investment option by written request on an authorized form or by another method agreed to by us.

•	Non-Cancelable: Once elected, the SecureSource 20 rider may not be cancelled (except as provided under “Rider Termination” heading below) and the fee will continue to be deducted until the contract or rider is terminated or the contract value reduces to zero (described below).

Dissolution of marriage does not terminate the SecureSource 20 – Joint Life rider and will not reduce the fee we charge for this rider. The benefit under the SecureSource 20 – Joint Life rider continues for the covered spouse who is the owner of the contract (or annuitant in the case of nonnatural ownership). The rider will terminate at the death of the contract owner (or annuitant in the case of nonnatural ownership) because the original covered spouse will be unable to elect the spousal continuation provision of the contract (see “Joint Life only: Covered Spouses” below).

•	Joint Life: Limitations on Contract Owners, Annuitants and Beneficiaries: Since the joint life benefit will terminate unless the surviving covered spouse continues the contract under the spousal option to continue the contract upon the owner’s death provision, only ownership arrangements that permit such continuation are allowed at rider issue. In general, the covered spouses should be joint owners, or one covered spouse should be the owner and the other covered spouse should be named as the sole primary beneficiary. The annuitant must also be an owner. For non-natural ownership arrangements that allow for spousal continuation one covered spouse should be the annuitant and the other covered spouse should be the sole primary beneficiary. For revocable trust ownerships, the grantor of the trust must be the annuitant and the beneficiary must either be the annuitant’s spouse or a trust that names the annuitant’s spouse as the sole primary beneficiary. You are responsible for establishing ownership arrangements that will allow for spousal continuation.

If you select the SecureSource 20 – Joint Life rider, please consider carefully whether or not you wish to change the beneficiary of your annuity contract. The rider will terminate if the surviving covered spouse can not utilize the spousal continuation provision of the contract when the death benefit is payable.

•	Limitations on Purchase Payments: We reserve the right to limit the cumulative amount of purchase payments, subject to state restrictions. For current purchase payment restrictions, please see “Buying Your Contract — Purchase Payments”.

•	Interaction with Total Free Amount (FA) contract provision: The FA is the amount you are allowed to withdraw from the contract in each contract year without incurring a surrender charge (see “Charges — Surrender Charge”). The FA may be greater than the RBP or RALP under this rider. Any amount you withdraw under the contract’s FA provision that exceeds

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the RBP or RALP is subject to the excess withdrawal processing described below for the GBA, RBA and ALP. Also, any amount you withdraw during the waiting period will set all benefits under the rider to zero until the end of the waiting period when they will be reestablished based on the contract value at that time.

You should consult your tax advisor before you select this optional rider if you have any questions about the use of the rider in your tax situation because:

•	Tax Considerations for Nonqualified Annuities: Under current federal income tax law, withdrawals under nonqualified annuities, including withdrawals taken from the contract under the terms of the rider, are treated less favorably than amounts received as annuity payments under the contract (see “Taxes — Nonqualified Annuities”). Withdrawals are taxable income to the extent of earnings. Withdrawals of earnings before age 59 1/2 may also incur a 10% IRS early withdrawal penalty. You should consult your tax advisor before you select this optional rider if you have any questions about the use of the rider in your tax situation.

•	Tax Considerations for Qualified Annuities: Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract (see “Taxes — Qualified Annuities — Required Minimum Distributions”). If you have a qualified annuity, you may need to take an RMD during the waiting period and such withdrawals will set all benefits under the rider to zero until the end of the waiting period when they will be reestablished based on the contract value at that time. While the rider permits certain excess withdrawals to be taken after the waiting period for the purpose of satisfying RMD requirements for your contract alone without reducing future benefits guaranteed under the rider, there can be no guarantee that changes in the federal income tax law after the effective date of the rider will not require a larger RMD to be taken, in which case, future guaranteed withdrawals under the rider could be reduced. See Appendix E for additional information.

•	Treatment of Civil Unions and Domestic Partners: The Federal Defense of Marriage Act (“DOMA”) does not recognize same-sex marriages or civil unions, even if permitted under applicable state law. As a result, a beneficiary of a deceased owner who was treated as married to the owner under state law and for purposes of this rider, but whose marriage is not recognized under DOMA, will be required to take distributions from the contract in the manner applicable to non-spouse beneficiaries. In some circumstances, these required distributions could substantially reduce or eliminate the value of the rider. See “Taxes — Other — Spousal status.”

•	Limitations on TSAs: Your right to take withdrawals is restricted if your contract is a TSA (see “TSA — Special Provisions”).

BASIC BENEFIT DESCRIPTION
The GBA and RBA are determined at the following times, subject to the maximum amount of $5,000,000, calculated as described:

•	At contract issue — the GBA and RBA are equal to the initial purchase payment.

•	When you make additional purchase payments — If a withdrawal is taken during the waiting period, the GBA and RBA will not change when a subsequent purchase payment is made during the waiting period. Prior to any withdrawal during the waiting period and after the waiting period, each additional purchase payment will have its own GBA and RBA established equal to the amount of the purchase payment.

•	At step up — (see “Annual Step Up” heading below).

•	At spousal continuation — (see “Spousal Option to Continue the Contract upon Owner’s Death” heading below).

•	When an individual RBA is reduced to zero — the GBA that is associated with that RBA will also be set to zero.

•	When you take a withdrawal during the waiting period — the total GBA and total RBA will be set equal to zero until the end of the waiting period.

•	When you take a withdrawal after the waiting period and the amount withdrawn is:

(a)	less than or equal to the total RBP — the total RBA is reduced by the amount of the withdrawal and the GBA remains unchanged. If there have been multiple purchase payments, both the total GBA and each payment’s GBA remain unchanged, and each payment’s RBA is reduced in proportion to its RBP.

(b)	greater than the total RBP — excess withdrawal processing will be applied to the GBA and RBA.

•	On the rider anniversary at the end of the waiting period — If the first withdrawal is taken during the waiting period and you did not decline a rider fee increase, the total GBA and the total RBA will be reset to the contract value.

If the first withdrawal is taken during the waiting period and you decline a rider fee increase, the total GBA and the total RBA will be reset to the lesser of (1) the GBA at the time of the first withdrawal, plus any additional purchase payments since the time of the first withdrawal, minus all withdrawals, or (2) the contract value.

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•	Upon certain changes to your PN program investment options under the PN program as described under “Use of Portfolio Navigator Program Required,” above.

GBA EXCESS WITHDRAWAL PROCESSING
The total GBA will automatically be reset to the lesser of (a) the total GBA immediately prior to the withdrawal; or (b) the contract value immediately following the withdrawal. If there have been multiple purchase payments, each payment’s GBA after the withdrawal will be reset to equal that payment’s RBA after the withdrawal plus (a) times (b), where:

(a)	is the ratio of the total GBA after the withdrawal less the total RBA after the withdrawal to the total GBA before the withdrawal less the total RBA after the withdrawal; and

(b)	is each payment’s GBA before the withdrawal less that payment’s RBA after the withdrawal.

RBA EXCESS WITHDRAWAL PROCESSING
The total RBA will automatically be reset to the lesser of (a) the contract value immediately following the withdrawal, or (b) the total RBA immediately prior to the withdrawal, less the amount of the withdrawal.

If there have been multiple purchase payments, both the total RBA and each payment’s RBA will be reset. The total RBA will be reset according to the excess withdrawal processing described above. Each payment’s RBA will be reset in the following manner:

1.	The withdrawal amount up to the total RBP is taken out of each RBA bucket in proportion to its individual RBP at the time of the withdrawal; and

2.	The withdrawal amount above the total RBP and any amount determined by the excess withdrawal processing are taken out of each RBA bucket in proportion to its RBA at the time of the withdrawal.

GBP Percentage and ALP Percentage: We use two percentages (6% and 5%) to calculate your GBP and ALP. The percentage used can vary as described below:

During the waiting period, 6% will be used to determine the amount payable to beneficiaries under the RBA Payout Option described below. After the waiting period, a comparison of your contract value and the WAB determines your GBP Percentage and ALP Percentage, unless the percentage is fixed as described below. On each valuation date, if the benefit determining percentage is less than the 20% adjustment threshold, then 6% is used in calculating your GBP and ALP; otherwise, 5% is used. Market volatility and returns, the deduction of fees and the 20% credit could impact your benefit determining percentage. The benefit determining percentage is calculated as follows but will not be less than zero:

1 − (a/b)

a = contract value at the end of the prior valuation period

b = WAB at the end of the prior valuation period

When the first withdrawal in a contract year is taken, the GBP Percentage and ALP Percentage will be set and fixed for the remainder of that contract year. Beginning on the next rider anniversary, the GBP Percentage and ALP Percentage can change on each valuation date as described above until a withdrawal is taken in that contract year.

Under certain limited situations, your GBP Percentage and ALP Percentage will not vary each contract year. They will be set at the earliest of (1), (2) or (3) below and remain fixed for as long as the benefit is payable:

(1)	when the RBA Payout Option is elected, or

(2)	if the ALP is established, when your contract value on a rider anniversary is less than two times the ALP (for the purpose of this calculation only, the ALP is determined using 5%; the ALP Percentage used to determine your ALP going forward will be either 6% or 5%), or

(3)	when the contract value reduces to zero.

For certain periods of time at our discretion and on a non-discriminatory basis, your GBP Percentage and ALP Percentage may be set by us to 6% if more favorable to you.

Withdrawal Adjustment Base (WAB): One of the components used to determine GBP Percentage and ALP Percentage. The maximum WAB is $5,000,000. The WAB cannot be withdrawn or annuitized and is not payable as a death benefit,

The WAB is determined at the following times, calculated as described:

•	At Rider Effective Date — the WAB is set equal to the initial purchase payment.

•	When a subsequent purchase payment is made — before a withdrawal is taken in the waiting period and at any time after the waiting period, the WAB will be increased by the amount of each additional purchase payment.

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•	When a withdrawal is taken — if the first withdrawal is taken during the waiting period, the WAB will be set equal to zero until the end of the waiting period.

Whenever a withdrawal is taken after the waiting period, the WAB will be reduced by the amount in (A) unless the withdrawal is an excess withdrawal for the lifetime benefit (or the basic benefit if the ALP is not established) when it will be set equal to the amount in (B).

(A)	The WAB is reduced by an amount as calculated below:

a × b c	where:

a = the amount the contract value is reduced by the withdrawal

b = WAB on the date of (but prior to) the withdrawal

c = the contract value on the date of (but prior to) the withdrawal.

(B)	If the ALP is not established and the current withdrawal exceeds the RBP, the WAB will be reset to the GBA immediately following excess withdrawal processing.

If the ALP is established and the current withdrawal exceeds the RALP, the WAB will be reset to the ALP divided by the current ALP Percentage (either 5% or 6% as described under “GBP Percentage and ALP Percentage” heading above). In this calculation, we use the ALP immediately following excess withdrawal processing.

•	On rider anniversaries — unless you decline a rider fee increase, the WAB will be increased to the contract value on each rider anniversary, if the contract value is greater, except as follows:

(A)	If a withdrawal is taken during the waiting period, the WAB will be increased to the contract value on each rider anniversary beginning at the end of the waiting period, if the contract value is greater.

(B)	If you decline a rider fee increase and a withdrawal is taken during the waiting period, the WAB will be reset to the lesser of (1) the GBA at the time of the first withdrawal, plus any additional purchase payments since the time of the first withdrawal, minus all withdrawals, or (2) the contract value.

•	Upon certain changes to your PN program investment option as described under “Use of Portfolio Navigator Program Required,” above.

•	On the later of the third rider anniversary or the rider anniversary when the ALP is established — unless you decline a rider fee increase, if the ELB is greater than zero, the WAB will be increased by an amount as calculated below, but not less than zero.

(A)	The ELB, minus

(B)	the greater of:

i)	your contract value, or

ii)	the ALP before the ELB is applied, divided by the ALP Percentage (if the ALP is established) or the total RBA (if the ALP is established on the third rider anniversary).

Guaranteed Benefit Payment (GBP): At any time, the amount available for withdrawal in each contract year after the waiting period, until the RBA is reduced to zero, under the basic benefit. After the waiting period the annual withdrawal amount guaranteed under the rider can vary each contract year. At any point in time, each payment’s GBP is the lesser of (a) and (b) where (a) is the GBA for that payment multiplied by the current GBP percentage (either 5% or 6% as described under “GBP Percentage and ALP Percentage” heading above) and (b) is the RBA for that payment. The total GBP is the sum of the GBPs for each purchase payment.

Remaining Benefit Payment (RBP): The amount available for withdrawal for the remainder of the contract year under the basic benefit. At any point in time, the total RBP is the sum of the RBPs for each purchase payment.

The RBP is determined at the following times, calculated as described:

•	During the waiting period — the RBP will be zero.

•	At the beginning of any contract year after the waiting period and when the GBP Percentage changes — the RBP for each purchase payment is set equal to that purchase payment’s GBP.

•	When you make additional purchase payments after the waiting period — each additional purchase payment has its own RBP equal to the purchase payment, multiplied by the GBP Percentage.

•	At step up — (see “Annual Step Up” heading below).

•	At spousal continuation — (see “Spousal Option to Continue the Contract upon Owner’s Death” heading below).

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•	When you make any withdrawal after the waiting period — the total RBP is reset to equal the total RBP immediately prior to the withdrawal less the amount of the withdrawal, but not less than zero. If there have been multiple purchase payments, each payment’s RBP is reduced proportionately. If you withdraw an amount greater than the RBP, GBA excess withdrawal processing and RBA excess withdrawal processing are applied and the amount available for future withdrawals for the remainder of the contract’s life may be reduced by more than the amount of withdrawal. When determining if a withdrawal will result in the excess withdrawal processing, the applicable RBP will not yet reflect the amount of the current withdrawal.

LIFETIME BENEFIT DESCRIPTION
Single Life only: Covered Person: The person whose life is used to determine when the ALP is established, and the duration of the ALP payments (see “Annual Lifetime Payment (ALP)” heading below). The covered person is the oldest contract owner or annuitant. If the owner is a nonnatural person, i.e., a trust or corporation, the covered person is the oldest annuitant.

Joint Life only: Covered Spouses: The contract owner and his or her legally married spouse as defined under federal law, as named on the application for as long as the marriage is valid and in effect. If the contract owner is a nonnatural person (e.g., a trust), the covered spouses are the annuitant and the legally married spouse of the annuitant. The covered spouses lives are used to determine when the ALP is established, and the duration of the ALP payments (see “Annual Lifetime Payment (ALP)” heading below). The covered spouses are established on the rider effective date and cannot be changed.

Annual Lifetime Payment Attained Age (ALPAA):

•	Single Life: The covered person’s age after which time the lifetime benefit can be established. Currently, the lifetime benefit can be established on the later of the contract effective date or the contract anniversary date on/following the date the covered person reaches age 65.

•	Joint Life: The age of the younger covered spouse at which time the lifetime benefit is established.

Annual Lifetime Payment (ALP): The ALP is the lifetime benefit amount available for withdrawals in each contract year after the waiting period until the later of:

•	Single Life: death; or

•	Joint Life: death of the last surviving covered spouse; or

•	the RBA is reduced to zero.

The maximum ALP is $300,000. Prior to establishment of the ALP, the lifetime benefit is not in effect and the ALP is zero.

The ALP is determined at the following times:

•	Single Life: Initially the ALP is established on the earliest of the following dates:

(a)	the rider effective date if the covered person has already reached age 65.

(b)	the rider anniversary following the date the covered person reaches age 65,

–	if during the waiting period and no prior withdrawal has been taken; or

–	if after the waiting period.

(c)	the rider anniversary following the end of the waiting period if the covered person is age 65 before the end of the waiting period and a prior withdrawal had been taken.

If the ALP is established prior to the third rider anniversary, the ALP is set equal to the total RBA multiplied by the ALP Percentage (either 5% or 6% as described under “GBP Percentage and ALP Percentage” heading above). If the ALP is established on or following the third rider anniversary, the ALP is set equal to the ALP Percentage multiplied by the greater of the ELB or the total RBA.

•	Joint Life: Initially the ALP is established on the earliest of the following dates:

(a)	the rider effective date if the younger covered spouse has already reached age 65.

(b)	the rider anniversary on/following the date the younger covered spouse reaches age 65.

(c)	upon the first death of a covered spouse, then

(1)	the date we receive written request when the death benefit is not payable and the surviving covered spouse has already reached age 65; or

(2)	the date spousal continuation is effective when the death benefit is payable and the surviving covered spouse has already reached age 65; or

(3)	the rider anniversary on/following the date the surviving covered spouse reaches age 65.

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(d)	Following dissolution of marriage of the covered spouses,

(1)	the date we receive written request if the remaining covered spouse who is the owner (or annuitant in the case of nonnatural ownership) has already reached age 65; or

(2)	the rider anniversary on/following the date the remaining covered spouse who is the owner (or annuitant in the case of nonnatural ownership) reaches age 65.

For (b), (c) and (d) above, if the date described occurs during the waiting period and a prior withdrawal had been taken, we use the rider anniversary following the end of the waiting period to establish the ALP.

If the ALP is established prior to the third rider anniversary, the ALP is set equal to the total RBA multiplied by the ALP Percentage (either 5% or 6% as described under “GBP Percentage and ALP Percentage” heading above). If the ALP is established on or following the third rider anniversary, the ALP is set equal to the ALP Percentage multiplied by the greater of the ELB or the total RBA.

•	Whenever the ALP Percentage changes —

(a)	If the ALP Percentage is changing from 6% to 5%, the ALP is reset to the ALP multiplied by 5%, divided by 6%.

(b)	If the ALP Percentage is changing from 5% to 6%, the ALP is reset to the ALP multiplied by 6%, divided by 5%.

•	When you make an additional purchase payment — Before a withdrawal is taken in the waiting period and at any time after the waiting period, each additional purchase payment increases the ALP by the amount of the purchase payment, multiplied by the ALP Percentage.

•	When you make a withdrawal:

(a)	During the waiting period, the ALP, if established, will be set equal to zero until the end of the waiting period.

(b)	After the waiting period, if the amount withdrawn is:

(i) less than or equal to the RALP, the ALP is unchanged.

(ii) greater than the RALP, ALP excess withdrawal processing will occur.

If you withdraw less than the ALP in a contract year, there is no carry over to the next contract year.

•	On the rider anniversary at the end of the waiting period — If you took a withdrawal during the waiting period, the ALP is set equal to the contract value multiplied by the ALP Percentage if the covered person (Joint Life: younger covered spouse) has reached age 65.

•	At step ups — (see “Annual Step Up” heading below).

•	At spousal continuation — (see “Spousal Option to Continue the Contract upon Owner’s Death” heading below).

•	Upon certain changes to your PN program investment option under the PN program as described under “Use of Portfolio Navigator Program Required,” above.

20% Rider Credit
If you do not make a withdrawal during the first three rider years and you don’t decline a rider fee increase, then a 20% rider credit may increase your ALP. This credit is 20% of purchase payments received in the first 180 days that the rider is in effect and is used to establish the enhanced lifetime base. The enhanced lifetime base is an amount that may be used to increase the ALP. The 20% rider credit does not increase the basic benefit or the contract value. Because step ups may increase your ALP, they may reduce or eliminate any benefit of the 20% rider credit.

Enhanced Lifetime Base (ELB)
The enhanced lifetime base will be established initially on the third rider anniversary. If you do not decline a rider fee increase and you do not make a withdrawal during the first three rider years, then the enhanced lifetime base will be the sum of all purchase payments received during the first three rider years plus the 20% rider credit. If you make a withdrawal during the first three rider years or decline a rider fee increase, then the 20% rider credit does not apply and the enhanced lifetime base will be established as zero and will always be zero.

The maximum enhanced lifetime base at any time is $5,000,000.

If the enhanced lifetime base is greater than zero, then it will:

•	increase by the amount of any purchase payments received on or after the third rider anniversary.

•	be reduced by any withdrawal in the same proportion as the withdrawal reduces the RBA and, if the withdrawal exceeds the RBP, it will then be set to the lesser of this reduced value and the contract value immediately following the withdrawal.

•	be set to the contract value (if your contract value is less), if you choose an asset allocation model that is more aggressive than the target model while you are in the withdrawal phase.

 182  RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS

If any of the following events occur, then the enhanced lifetime base will be established as or reset to zero and will always be zero:

•	The total RBA is reduced to zero.

•	You decline a rider fee increase.

The enhanced lifetime base is an amount that may be used to increase the ALP and cannot be withdrawn, annuitized or payable as a death benefit.

Increase in ALP because of the Enhanced Lifetime Base
If the ALP is already established, on the third rider anniversary, the ALP will be increased to equal the enhanced lifetime base multiplied by the ALP Percentage (either 5% or 6% as described under “GBP Percentage and ALP Percentage” heading above), if this amount is greater than the current ALP. Thereafter, the enhanced lifetime base will always be zero.

ALP Excess Withdrawal Processing
The ALP is reset to the lesser of the ALP immediately prior to the withdrawal, or the ALP Percentage (either 5% or 6% as described under “GBP Percentage and ALP Percentage” heading above) multiplied by the contract value immediately following the withdrawal.

Remaining Annual Lifetime Payment (RALP): The amount available for withdrawal for the remainder of the contract year under the lifetime benefit. Prior to establishment of the ALP, the lifetime benefit is not in effect and the RALP is zero.

The RALP is determined at the following times:

•	The RALP is established at the same time as the ALP, and:

(a)	During the waiting period — the RALP will be zero.

(b)	At any other time — the RALP is established equal to the ALP less all prior withdrawals taken in the contract year but not less than zero.

•	At the beginning of each contract year after the waiting period and when the ALP Percentage changes — the RALP is set equal to the ALP.

•	When you make additional purchase payments after the waiting period — each additional purchase payment increases the RALP by the purchase payment, if applicable multiplied by the ALP Percentage (either 5% or 6% as described under “GBP Percentage and ALP Percentage” heading above).

•	At step ups — (see “Annual Step Up” headings below).

•	At spousal continuation — (see “Spousal Option to Continue the Contract upon Owner’s Death” heading below).

•	When you make any withdrawal after the waiting period — the RALP equals the RALP immediately prior to the withdrawal less the amount of the withdrawal but not less than zero. If you withdraw an amount greater than the RALP, ALP excess withdrawal processing is applied and may reduce the amount available for future withdrawals. When determining if a withdrawal will result in excess withdrawal processing, the applicable RALP will not yet reflect the amount of the current withdrawal.

OTHER PROVISIONS
Required Minimum Distributions (RMD): If you are taking RMDs from your contract and your RMD calculated separately for your contract is greater than the RBP or the RALP on the most recent contract anniversary, the portion of your RMD that exceeds the benefit amount will not be subject to excess withdrawal processing provided that the following conditions are met:

•	The withdrawal is after the waiting period;

•	The RMD is for your contract alone;

•	The RMD is based on your recalculated life expectancy taken from the Uniform Lifetime Table under the Code; and

•	The RMD amount is otherwise based on the requirements of section 401(a) (9), related Code provisions and regulations thereunder that were in effect on the effective date of the rider.

RMD rules follow the calendar year which most likely does not coincide with your contract year and therefore may limit when you can take your RMD and not be subject to excess withdrawal processing. Any withdrawal during the waiting period will reset the basic benefit and lifetime benefit at the end of the waiting period. After the waiting period, withdrawal amounts greater than the RALP or RBP that do not meet the conditions above will result in excess withdrawal processing. The amount in excess of the RBP and/or RALP that is not subject to excess withdrawal processing will be recalculated if the RALP and RBP change due to GBP Percentage and ALP Percentage changes. See Appendix E for additional information.

Annual Step Up: Beginning with the first contract anniversary, an increase of the benefit values may be available. A step up does not create contract value, guarantee the performance of any investment option, or provide a benefit that can be withdrawn

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in a lump sum or paid upon death. Rather, a step up determines the current values of the GBA, RBA, GBP, RBP, ALP and RALP, and may extend the payment period or increase the allowable payment. If there have been multiple payments and the GBA increases due to the step up, the individual GBAs, RBAs, GBPs, and RBPs will be combined.

The annual step up may be available as described below, subject to the maximum GBA, RBA and ALP and subject to the following rules:

•	You have not declined a rider fee increase.

•	If you take any withdrawals during the waiting period the annual step up will not be available until the rider anniversary following the end of the waiting period.

•	On any rider anniversary where your contract value is greater than the RBA or, your contract value multiplied by the ALP Percentage (either 5% or 6% as described under “GBP Percentage and ALP Percentage” heading above) is greater than the ALP, if established, the annual step up will be applied to your contract on the rider anniversary.

•	The ALP and RALP are not eligible for step ups until they are established. Prior to being established, the ALP and RALP values are both zero.

•	Please note it is possible for the ALP to step up even if the RBA or GBA do not step up, and it is also possible for the RBA and GBA to step up even if the ALP does not step up.

The annual step up resets the GBA, RBA, GBP, RBP, ALP and RALP values as follows:

•	The total RBA will be increased to the contract value on the rider anniversary, if the contract value is greater.

•	The total GBA will be increased to the contract value on the rider anniversary, if the contract value is greater.

•	The total GBP will be reset using the calculation as described above based on the increased GBA and RBA.

•	The total RBP will be reset as follows:

(a)	During the waiting period, the RBP will not be affected by the step up.

(b)	After the waiting period, the RBP will be reset to the increased GBP.

•	The ALP will be increased to the contract value on the rider anniversary multiplied by the ALP Percentage (either 5% or 6% as described under “GBP Percentage and ALP Percentage” heading above), if greater than the current ALP.

•	The RALP will be reset as follows:

(a)	During the waiting period, the RALP will not be affected by the step up.

(b)	After the waiting period, the RALP will be reset to the increased ALP.

Spousal Option to Continue the Contract upon Owner’s Death (Spousal Continuation):
Single Life: If a surviving spouse elects to continue the contract and continues the contract as the new owner under the spousal continuation provision of the contract, the SecureSource 20 — Single Life rider terminates.

Joint Life: If a surviving spouse is a covered spouse and elects the spousal continuation provision of the contract as the new owner, the SecureSource 20 — Joint Life rider also continues. The surviving covered spouse can name a new beneficiary; however, a new covered spouse cannot be added to the rider.

At the time of spousal continuation, a step-up may be available. If you decline a rider fee increase or the spousal continuation occurs during the waiting period and a withdrawal was taken, a step up is not available. All annual step-up rules (see “Annual Step-Up” heading above) also apply to the spousal continuation step-up except that a) the RBP will be calculated as the GBP after the step-up less all prior withdrawals taken during the current contract year, but not less than zero, and b) the RALP will be calculated as the ALP after the step-up less all prior withdrawals taken during the current contract year, but not less than zero. The spousal continuation step-up is processed on the valuation date spousal continuation is effective.

Rules for Withdrawal Provision of Your Contract: Minimum account values following a withdrawal no longer apply to your contract. For withdrawals, the withdrawal will be taken from the variable subaccounts, guarantee period accounts (where available), the one-year fixed account (if applicable) and the DCA fixed account in the same proportion as your interest in each bears to the contract value. You cannot specify from which accounts the withdrawal is to be taken.

If Contract Value Reduces to Zero: If the contract value reduces to zero, you will be paid in the following scenarios:

1)	The ALP has not yet been established, the total RBA is greater than zero and the contract value is reduced to zero as a result of fees or charges or a withdrawal that is less than or equal to the RBP. In this scenario, you can choose to:

(a)	receive the remaining schedule of GBPs until the RBA equals zero; or

(b)	Single Life: wait until the rider anniversary following the date the covered person reaches age 65, and then receive the ALP annually until the latter of (i) the death of the covered person, or (ii) the RBA is reduced to zero.

 184  RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS

Joint Life: wait until the rider anniversary following the date the younger covered spouse reaches age 65, and then receive the ALP annually until the latter of (i) the death of the last surviving covered spouse, or (ii) the RBA is reduced to zero.

We will notify you of this option. If no election is made, the ALP will be paid.

2)	The ALP has been established, the total RBA is greater than zero and the contract value reduces to zero as a result of fees or charges, or a withdrawal that is less than or equal to both the RBP and the RALP. In this scenario, you can choose to receive:

(a)	the remaining schedule of GBPs until the RBA equals zero; or

(b)	Single Life: the ALP annually until the latter of (i) the death of the covered person, or (ii) the RBA is reduced to zero.

Joint Life: the ALP annually until the latter of (i) the death of the last surviving covered spouse, or (ii) the RBA is reduced to zero.

We will notify you of this option. If no election is made, the ALP will be paid.

3)	The ALP has been established and the contract value falls to zero as a result of a withdrawal that is greater than the RALP but less than or equal to the RBP. In this scenario, the remaining schedule of GBPs will be paid until the RBA equals zero.

4)	The ALP has been established and the contract value falls to zero as a result of a withdrawal that is greater than the RBP but less than or equal to the RALP. In this scenario, the ALP will be paid annually until the death of the:

•	Single Life: covered person;

•	Joint Life: last surviving covered spouse.

Under any of these scenarios:

•	The annualized amounts will be paid to you in monthly installments. If the monthly payment is less than $100, we have the right to change the frequency but no less frequent than annually;

•	We will no longer accept additional purchase payments;

•	You will no longer be charged for the rider;

•	Any attached death benefit riders will terminate;

•	In determining the remaining schedule of GBPs, the current GBP is fixed for as long as payments are made.

•	Single Life: The death benefit becomes the remaining payments, if any, until the RBA is reduced to zero; and

•	Joint Life: If the owner had been receiving the ALP, upon the first death the ALP will continue to be paid annually until the later of: 1) the death of the last surviving covered spouse or 2) the RBA is reduced to zero. In all other situations the death benefit becomes the remaining payments, if any, until the RBA is reduced to zero.

The SecureSource 20 rider and the contract will terminate under either of the following two scenarios:

•	If the ALP is established and the RBA is zero, and if the contract value falls to zero as a result of a withdrawal that is greater than the RALP. This is full withdrawal of the contract value.

•	If the ALP is not established and the RBA is zero, and if the contract value falls to zero as a result of fees, charges or a withdrawal.

At Death:
Single Life: If the contract value is greater than zero when the death benefit becomes payable, the beneficiary may: 1) elect to take the death benefit under the terms of the contract, 2) take the RBA payout option available under this rider, or 3) continue the contract under the spousal continuation provision of the contract which terminates the rider.

If the contract value equals zero and the death benefit becomes payable, the following will occur:

•	If the RBA is greater than zero and the owner has been receiving the GBP each year, the GBP will continue to be paid to the beneficiary until the RBA equals zero.

•	If the covered person dies and the RBA is greater than zero and the owner has been receiving the ALP each year, the ALP will continue to be paid to the beneficiary until the RBA equals zero.

•	If the covered person is still alive and the RBA is greater than zero and the owner has been receiving the ALP each year, the ALP will continue to be paid to the beneficiary until the later of the death of the covered person or the RBA equals zero.

•	If the covered person is still alive and the RBA equals zero and the owner has been receiving the ALP each year, the ALP will continue to be paid to the beneficiary until the death of the covered person.

•	If the covered person dies and the RBA equals zero, the benefit terminates. No further payments will be made.

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Joint Life: If the death benefit becomes payable at the death of a covered spouse, the surviving covered spouse must utilize the spousal continuation provision of the contract and continue the contract as the new owner to continue the joint benefit. If spousal continuation is not available under the terms of the contract, the rider terminates. The lifetime benefit of this rider ends at the death of the last surviving covered spouse.

If the contract value is greater than zero when the death benefit becomes payable, the beneficiary may: 1) elect to take the death benefit under the terms of the contract, 2) take the RBA payout option available under this rider, or 3) continue the contract under the spousal continuation provision of the contract.

If the contract value equals zero at the first death of a covered spouse, the ALP will continue to be paid annually until the later of: 1) the death of the last surviving covered spouse or 2) the RBA is reduced to zero.

If the contract value equals zero at the death of the last surviving covered spouse, the following will occur:

•	If the RBA is greater than zero and the owner has been receiving the GBP each year, the GBP will continue to be paid to the beneficiary until the RBA equals zero.

•	If the RBA is greater than zero and the owner has been receiving the ALP each year, the ALP will continue to be paid to the beneficiary until the RBA equals zero.

•	If the RBA equals zero, the benefit terminates. No further payments will be made.

Contract Ownership Change:
Single Life: If allowed by state law, change of ownership is subject to our approval. If there is a change of ownership and the covered person remains the same, the rider continues with no change to any of the rider benefits. If there is a change of ownership and the covered person would be different, the rider terminates.

Joint Life: Ownership changes are only allowed between the covered spouses or their revocable trust(s) and are subject to our approval, if allowed by state law. No other ownership changes are allowed as long as the rider is in force.

Remaining Benefit Amount (RBA) Payout Option: Several annuity payout plans are available under the contract. As an alternative to these annuity payout plans, a fixed annuity payout option is available under the SecureSource 20 rider after the waiting period.

Under this option the amount payable each year will be equal to the remaining schedule of GBPs, but the total amount paid will not exceed the current total RBA at the time you begin this fixed annuity payout option. These annualized amounts will be paid in monthly installments. If the monthly payment is less than $100, we have the right to change the frequency, but no less frequently than annually. If, at the death of the owner, total payouts have been made for less than the RBA, the remaining payouts will be paid to the beneficiary (see “The Annuity Payout Period” and “Taxes”).

This option may not be available if the contract is issued to qualify under section 403 or 408 of the Code, as amended. For such contracts, this option will be available only if the guaranteed payment period is less than the life expectancy of the owner at the time the option becomes effective. Such life expectancy will be computed using a life expectancy table published by the IRS.

This annuity payout option may also be elected by the beneficiary when the death benefit is payable. Whenever multiple beneficiaries are designated under the contract, each such beneficiary’s share of the proceeds if they elect this option will be in proportion to their applicable designated beneficiary percentage. Beneficiaries of nonqualified contracts may elect this settlement option subject to the distribution requirements of the contract. We reserve the right to adjust the remaining schedule of GBPs if necessary to comply with the Code.

RIDER TERMINATION
The SecureSource 20 rider cannot be terminated either by you or us except as follows:

1.	Single Life: a change of ownership that would result in a different covered person will terminate the rider.

2.	Single Life: After the death benefit is payable, continuation of the contract will terminate the rider.

3.	Joint Life: After the death benefit is payable the rider will terminate if:

(a)	any one other than a covered spouse continues the contract, or

(b)	a covered spouse does not use the spousal continuation provision of the contract to continue the contract.

4.	Annuity payouts under an annuity payout plan will terminate the rider.

5.	You may terminate the rider if your annual rider fee after any fee increase is more than 0.25 percentage points higher than your fee before the increase (See “Charges — SecureSource 20 rider fee”).

 186  RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS

6.	When the RBA and contract value is reduced to zero and either the withdrawal is taken when the ALP is not established or an excess withdrawal of the RALP is taken, the rider will terminate.

7.	Termination of the contract for any reason will terminate the rider.

8.	When a beneficiary elects an alternative payment plan which is an inherited IRA, the rider will terminate.

For an example, see Appendix D.

RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS 187

Appendix O: SecureSource Stages Rider Disclosure

SECURESOURCE STAGES RIDERS
This is an optional benefit that you can add to your contract for an additional charge. The benefit is intended to provide to you, after the waiting period, a specified withdrawal amount annually for life, even if your contract value is zero, subject to the terms and provisions described in this section. This benefit offers a credit feature to help in low or poor performing markets and a step up feature to lock in contract anniversary gains. The SecureSource Stages rider may be appropriate for you if you intend to make periodic withdrawals from your annuity contract and wish to ensure that market performance will not adversely affect your ability to withdraw income over your lifetime.

This benefit is intended for assets you plan to hold and let accumulate for at least three years. Your benefits under the rider can be reduced if any of the following occurs:

•	If you take any withdrawals during the 3-year waiting period, your benefits will be set to zero until the end of the waiting period when they will be re-established based on your contract value at that time;

•	If you take a withdrawal after the waiting period and if you withdraw more than the allowed withdrawal amount in a contract year, or you take withdrawals before the lifetime benefit is available;

•	If you take a withdrawal and later choose to allocate your contract value to an investment option that is more aggressive than the target investment option.

•	If the contract value is 20% or more below purchase payments increased by any step ups or rider credits and adjusted for withdrawals (see withdrawal adjustment base described below).

The SecureSource Stages rider guarantees that, regardless of investment performance, you may take withdrawals up to the lifetime benefit amount each contract year that the lifetime benefit is available. The lifetime benefit amount can vary based on your attained age and based on the relationship of your contract value to the withdrawal adjustment base. Each contract year after the waiting period, the percentage used to determine the benefit amount is set when the first withdrawal is taken and fixed for the remainder of that year.

At any time after the waiting period, as long as your total withdrawals during the current year do not exceed the lifetime benefit amount, you will not be assessed a surrender charge and no market value adjustment will be applied. If you withdraw a larger amount, the excess amount will be assessed any applicable surrender charges and any applicable market value adjustment. At any time, you may withdraw any amount up to your entire surrender value, subject to excess withdrawal processing under the rider.

Subject to conditions and limitations, the rider also guarantees that you or your beneficiary will get back purchase payments you have made, increased by annual step-ups, through withdrawals over time. Any amount we pay in excess of your contract value is subject to our financial strength and claims-paying ability.

Subject to conditions and limitations, the lifetime benefit amount can be increased if a rider credit is available or your contract value has increased on a rider anniversary. The principal back guarantee can also be increased if your contract value has increased on a rider anniversary.

AVAILABILITY
There are two optional SecureSource Stages riders available under your contract:

•	SecureSource Stages – Single Life

•	SecureSource Stages – Joint Life

The information in this section applies to both SecureSource Stages riders, unless otherwise noted.

For the purpose of this rider, the term “withdrawal” is equal to the term “surrender” in the contract or any riders. Withdrawals will adjust contract values and benefits in the same manner as surrenders.

The SecureSource Stages — Single Life rider covers one person. The SecureSource Stages — Joint Life Rider covers two spouses jointly who are named at contract issue. You may elect only the SecureSource Stages — Single Life rider or the SecureSource Stages — Joint Life rider, not both, and you may not switch riders later. You must elect the rider when you purchase your contract. The rider effective date will be the contract issue date.

The SecureSource Stages rider is an optional benefit that you may select, if approved in your state, for an additional annual charge if you purchase your contract on or after Nov. 30, 2009; and

•	Single Life: you are 80 or younger on the date the contract is issued; or

•	Joint Life: you and your spouse are 80 or younger on the date the contract is issued.

The SecureSource Stages riders are not available under an inherited qualified annuity.

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The SecureSource Stages rider guarantees that after the waiting period, regardless of the investment performance of your contract, you will be able to withdraw up to a certain amount each year from the contract before the annuitization start date until:

•	Single Life: death (see “At Death” heading below).

•	Joint Life: the death of the last surviving covered spouse (see “Joint Life only: Covered Spouses” and “At Death” headings below).

KEY TERMS
The key terms associated with the SecureSource Stages rider are:

Age Bands: Each age band is associated with a set of lifetime payment percentages. The covered person (Joint Life: the younger covered spouse) must be at least the youngest age shown in the first age band for the annual lifetime payment to be established. After the annual lifetime payment is established, other factors determine when you move to a higher age band.

Annual Lifetime Payment (ALP): the lifetime benefit amount available each contract year after the waiting period and after the covered person (Joint Life: the younger covered spouse) has reached the youngest age in the first age band. When the ALP is available, the annual withdrawal amount guaranteed by the rider can vary each contract year.

Annual Step-Up: an increase in the benefit base or the principal back guarantee and a possible increase in the lifetime payment percentage that is available each rider anniversary if your contract value increases, subject to certain conditions.

Benefit Base (BB): used to calculate the annual lifetime payment and the annual rider charge. The BB cannot be withdrawn in a lump sum or annuitized and is not payable as a death benefit.

Credit Base (CB): used to calculate the rider credit. The CB cannot be withdrawn or annuitized and is not payable as a death benefit.

Excess Withdrawal: (1) a withdrawal taken after the waiting period and before the annual lifetime payment is established, or (2) a withdrawal that is greater than the remaining annual lifetime payment when the annual lifetime payment is available.

Excess Withdrawal Processing: after the waiting period, a reduction in benefits if a withdrawal is taken before the annual lifetime payment is established or if a withdrawal exceeds the remaining annual lifetime payment.

Lifetime Payment Percentage: used to calculate your annual lifetime payment. Two percentages (“percentage A” and “percentage B”) are used for each age band.

Principal Back Guarantee (PBG): a guarantee that total withdrawals will not be less than purchase payments you have made, increased by annual step-ups, as long as there is no excess withdrawal or benefit reset.

Remaining Annual Lifetime Payment (RALP): as you make withdrawals during a contract year, the remaining amount that the rider guarantees will be available for withdrawal that year is reduced. Whenever the annual lifetime payment is available, the RALP is the guaranteed amount that can be withdrawn during the remainder of the current contract year.

Rider Credit: an amount that can be added to the benefit base on each of the first ten rider anniversaries, based on a rider credit percentage of 8% in year one and 6% for years two through ten, as long as no withdrawals have been taken since the rider effective date and you do not decline any annual rider fee increase. Investment performance and withdrawals in the waiting period may reduce or eliminate the benefit of any rider credits. Rider credits may result in higher rider charges that may exceed the benefit from the credits.

Waiting Period: the period of time before you can take a withdrawal without affecting benefits under the rider. The waiting period starts on the rider effective date and ends on the day prior to the third rider anniversary.

Withdrawal: the amount by which your contract value is reduced as a result of any withdrawal request. It may differ from the amount of your request due to any surrender charge and any market value adjustment.

Withdrawal Adjustment Base (WAB): one of the components used to determine the lifetime payment percentage. The WAB cannot be withdrawn or annuitized and is not payable as a death benefit.

IMPORTANT SECURESOURCE STAGES RIDER CONSIDERATIONS
You should consider whether a SecureSource Stages rider is appropriate for you taking into account the following considerations:

•	Lifetime Benefit Limitations: The lifetime benefit is subject to certain limitations, including but not limited to:

Single Life: Once the contract value equals zero, payments are made for as long as the covered person is living (see “If Contract Value Reduces to Zero” heading below). However, if the contract value is greater than zero, the lifetime benefit terminates at the first death of any owner even if the covered person is still living (see “At Death” heading below). This

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possibility may present itself when there are multiple contract owners — when one of the contract owners dies the lifetime benefit terminates even though other contract owners are still living.

Joint Life: Once the contract value equals zero, payments are made for as long as either covered spouse is living (see “If Contract Value Reduces to Zero” heading below). However, if the contract value is greater than zero, the lifetime benefit terminates at the death of the last surviving covered spouse (see “At Death” heading below).

•	Withdrawals: Please consider carefully when you start taking withdrawals from this rider. If you take any withdrawals during the 3-year waiting period, your benefits will be set to zero until the end of the waiting period when they will be reestablished based on your contract value at that time. Although your benefits will be set to zero until the end of waiting period, we will deduct rider fees, based on the anniversary contract value for the remainder of the waiting period. Any withdrawal request within the 3-year waiting period must be submitted in writing. In addition, any withdrawals in the first 10 years will terminate the rider credits. Also, after the waiting period if you withdraw more than the allowed withdrawal amount in a contract year or take withdrawals before the lifetime benefit is available (“excess withdrawal”), the guaranteed amounts under the rider may be reduced.

•	Use of Portfolio Navigator Program Required: You must be invested in one of the available PN program investment options. This requirement limits your choice of investments. This means you will not be able to allocate contract value to all of the subaccounts, GPAs or the regular fixed account that are available under the contract to contract owners who do not elect the rider. (See “Making the Most of Your Contract — Portfolio Navigator Program.”) You may allocate purchase payments to the Special DCA fixed account, when available, and we will make monthly transfers into the investment option you have chosen. You may make two elective investment option changes per contract year; we reserve the right to limit elective investment option changes if required to comply with the written instructions of a fund (see “Market Timing”).

You can allocate your contract value to any available investment option during the following times: (1) prior to your first withdrawal and (2) following a benefit reset due to an investment option change as described below but prior to any subsequent withdrawal. During these accumulation phases, you may request to change your investment option to any available investment option.

Immediately following a withdrawal your contract value will be reallocated to the target investment option as shown in your contract if your current investment option is more aggressive than the target investment option. If you are in a static model portfolio, this reallocation will be made to the applicable fund of funds investment option. This automatic reallocation is not included in the total number of allowed model portfolio changes per contract year. The target investment option is currently the Moderate investment option. We reserve the right to change the target investment option to an investment option that is more aggressive than the target investment option after 30 days written notice.

After you have taken a withdrawal and prior to any benefit reset as described below, you are in a withdrawal phase. During withdrawal phases you may request to change your investment option to the target investment option or any investment option that is more conservative than the target investment option without a benefit reset as described below. If you are in a withdrawal phase and you choose to allocate your contract value to an investment option that is more aggressive than the target or investment option, you will be in the accumulation phase again. If this is done after the waiting period, your rider benefit will be reset as follows: the BB, PBG and WAB will be reset to the contract value, if less than their current amount; and the ALP and RALP, if available, will be recalculated. You may request to change your investment option by written request on an authorized form or by another method agreed to by us.

•	Non-Cancelable: Once elected, the SecureSource Stages rider may not be cancelled (except as provided under “Rider Termination” heading below) and the fee will continue to be deducted until the contract or rider is terminated or the contract value reduces to zero (described below).

Dissolution of marriage does not terminate the SecureSource Stages — Joint Life rider and will not reduce the fee we charge for this rider. The benefit under the SecureSource Stages — Joint Life rider continues for the covered spouse who is the owner of the contract (or annuitant in the case of nonnatural or revocable trust ownership). The rider will terminate at the death of the contract owner because the original covered spouse will be unable to elect the spousal continuation provision of the contract (see “Joint Life only: Covered Spouses” below).

•	Joint Life: Limitations on Contract Owners, Annuitants and Beneficiaries: Since the joint life benefit will terminate unless the surviving covered spouse continues the contract under the spousal option to continue the contract upon the owner’s death provision, only ownership arrangements that permit such continuation are allowed at rider issue. In general, the covered spouses should be joint owners, or one covered spouse should be the owner and the other covered spouse should be named as the sole primary beneficiary.

For non-natural ownership arrangements that allow for spousal continuation one covered spouse should be the annuitant and the other covered spouse should be the sole primary beneficiary. For revocable trust ownerships, the grantor of the trust must be the annuitant and the beneficiary must either be the annuitant’s spouse or a trust that names the annuitant’s spouse

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as the sole primary beneficiary. You are responsible for establishing ownership arrangements that will allow for spousal continuation.

If you select the SecureSource Stages — Joint Life rider, please consider carefully whether or not you wish to change the beneficiary of your annuity contract. The rider will terminate if the surviving covered spouse cannot utilize the spousal continuation provision of the contract when the death benefit is payable.

•	Limitations on Purchase Payments: We reserve the right to limit the cumulative amount of purchase payments, subject to state restrictions. For current purchase payment restrictions, please see “Buying Your Contract — Purchase Payments”.

•	Interaction with Total Free Amount (FA) contract provision: The FA is the amount you are allowed to withdraw from the contract in each contract year without incurring a surrender charge (see “Charges — Surrender Charge”). The FA may be greater than the remaining annual lifetime payment under this rider. Any amount you withdraw under the contract’s FA provision that exceeds the remaining annual lifetime payment is subject to the excess withdrawal processing described below. Also, any amount you withdraw during the waiting period will set all benefits under the rider to zero until the end of the waiting period when they will be reestablished based on the contract value at that time.

You should consult your tax advisor before you select this optional rider if you have any questions about the use of the rider in your tax situation because:

•	Tax Considerations for Nonqualified Annuities: Under current federal income tax law, withdrawals under nonqualified annuities, including withdrawals taken from the contract under the terms of the rider, are treated less favorably than amounts received as annuity payments under the contract (see “Taxes — Nonqualified Annuities”). Withdrawals are taxable income to the extent of earnings. Withdrawal of earnings before age 59 1/2 may also incur a 10% IRS early withdrawal penalty. You should consult your tax advisor before you select this optional rider if you have any questions about the use of the rider in your tax situation.

•	Tax Considerations for Qualified Annuities: Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract (see “Taxes — Qualified Annuities — Required Minimum Distributions”). If you have a qualified annuity, you may need to take an RMD during the waiting period and such withdrawals will set all benefits under the rider to zero until the end of the waiting period when they will be reestablished based on the contract value at that time. While the rider permits certain excess withdrawals to be taken after the waiting period for the purpose of satisfying RMD requirements for your contract alone without reducing future benefits guaranteed under the rider, there can be no guarantee that changes in the federal income tax law after the effective date of the rider will not require a larger RMD to be taken, in which case, future guaranteed withdrawals under the rider could be reduced. See Appendix E for additional information.

•	Treatment of Civil Unions and Domestic Partners: The Federal Defense of Marriage Act (“DOMA”) does not recognize same-sex marriages or civil unions, even if permitted under applicable state law. As a result, a beneficiary of a deceased owner who was treated as married to the owner under state law and for purposes of this rider, but whose marriage is not recognized under DOMA, will be required to take distributions from the contract in the manner applicable to non-spouse beneficiaries. In some circumstances, these required distributions could substantially reduce or eliminate the value of the rider. See “Taxes — Other — Spousal status.”

•	Limitations on TSAs: Your right to take withdrawals is restricted if your contract is a TSA (see “TSA — Special Provisions”).

LIFETIME BENEFIT DESCRIPTION
Single Life only: Covered Person: the person whose life is used to determine when the annual lifetime payment is established, and the duration of the ALP payments (see “Annual Lifetime Payment (ALP)” heading below). The covered person is the oldest contract owner. If any owner is a nonnatural person (e.g., an irrevocable trust or corporation) or a revocable trust, the covered person is the oldest annuitant.

Joint Life only: Covered Spouses: the contract owner and his or her legally married spouse as defined under federal law, as named on the application for as long as the marriage is valid and in effect. If any contract owner is a nonnatural person (e.g., an irrevocable trust or corporation) or a revocable trust, the covered spouses are the annuitant and the legally married spouse of the annuitant. The covered spouses lives are used to determine when the annual lifetime payment is established, and the duration of the ALP payments (see “Annual Lifetime Payment (ALP)” heading below). The covered spouses are established on the rider effective date and cannot be changed.

Annual Lifetime Payment (ALP): the lifetime benefit amount available each contract year after the waiting period and after the covered person (Joint life: younger covered spouses) has reached age 50. When the ALP is established and at all times thereafter, the ALP is equal to the BB multiplied by the lifetime payment percentage. Anytime the lifetime payment percentage or BB changes as described below, the ALP will be recalculated. When the ALP is available, the first withdrawal taken in each contract year will set and fix the lifetime payment percentage for the remainder of the contract year.

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If you withdraw less than the ALP in a contract year, the unused portion does not carry over to future contract years.

Single Life: The ALP is established on the later of the rider effective date if the covered person has reached age 50, or the date the covered person’s attained age equals age 50. The ALP will be available on later of the rider anniversary after the waiting period, or the date the covered person’s attained age equals age 50.

Joint Life: The ALP is established on the earliest of the following dates:

•	The rider effective date if the younger covered spouse has already reached age 50.

•	The date the younger covered spouse’s attained age equals age 50.

•	Upon the first death of a covered spouse, then either: (a) the date we receive a written request when the death benefit is not payable and the surviving covered spouse has already reached age 50, (b) the date spousal continuation is effective when the death benefit is payable and the surviving covered spouse has already reached age 50, or (c) the date the surviving covered spouse reaches age 50.

•	Following dissolution of marriage of the covered spouses, then either (a) the date we receive a written request if the remaining covered spouse who is the owner (or annuitant in the case of nonnatural or revocable trust ownership) has already reached age 50, or (b) the date the remaining covered spouse who is the owner (or annuitant in the case of nonnatural or revocable trust ownership) reaches age 50.

The ALP will be available on later of the rider anniversary after the waiting period, or the date the ALP is established.

Remaining Annual Lifetime Payment (RALP): the remaining annual lifetime payment guaranteed for withdrawal after any withdrawals are made. The RALP is established at the same time as the ALP. The RALP will be zero during the waiting period. After the waiting period, the RALP equals the ALP less all withdrawals in the current contract year, but it will not be less than zero.

Lifetime Payment Percentage: used to calculate the annual lifetime payment. Two percentages are used for a given age band, percentage A or percentage B, depending on the factors described below.

For ages:

•	50-58, percentage A is 4% and percentage B is 3%.

•	59-64, percentage A is 5% and percentage B is 4%.

•	65-79, percentage A is 6% and percentage B is 5%.

•	80 and older, percentage A is 7% and percentage B is 6%.

The age band for the lifetime payment percentage is determined at the following times:

•	When the ALP is established: The age band for the lifetime payment percentage used to calculate the initial ALP is the percentage for the covered person’s attained age (Joint life: younger covered spouses attained age).

•	On the covered person’s subsequent birthdays (Joint life: younger covered spouses subsequent birthdays): Except as noted below, if the covered person’s new attained age (Joint life: younger covered spouses attained age) is in a higher age band, then the higher age band will be used to determine the appropriate lifetime payment percentage. (However, if you decline any annual rider fee increase or if a withdrawal has been taken since the ALP was made available, then the lifetime payment percentage will not change on subsequent birthdays.)

•	Upon annual step-ups (see “Annual step ups” below).

•	For the Joint life rider, upon death or change in marital status: In the event of death or dissolution of marriage: (A) If no withdrawal has been taken since the ALP was available and no annual rider fee increase has been declined, the lifetime payment percentage will be reset based on the Age Band for the remaining covered spouse’s attained age. (B) If the ALP is not established but the remaining covered spouse has reached the youngest age in the first Age Band, the remaining covered spouse’s attained age will be used to determine the age band for the lifetime payment percentage. In the event of remarriage of the covered spouses to each other, the lifetime payment percentage used is the percentage for the younger covered spouse’s attained age.

The following determines whether Percentage A or Percentage B is used for each applicable age band:

During the waiting period, percentage A will be used to determine the amount payable to beneficiaries under the principal back guarantee (PBG).

After the waiting period, a comparison of your contract value and the withdrawal adjustment base (WAB) determines whether percentage A or percentage B is used to calculate the ALP unless the percentage is fixed as described below.

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On each valuation date, if the benefit determining percentage is less than the 20% adjustment threshold, then percentage A is used in calculating your ALP, otherwise percentage B is used. The benefit determining percentage is calculated as follows, but it will not be less than zero:

1 – (a/b) where:

a = Contract value at the end of the prior valuation period

b = WAB at the end of the prior valuation period

After the ALP is available, the first withdrawal taken in each contract year will set and fix the lifetime payment percentage for the remainder of the contract year. Beginning on the next rider anniversary, the lifetime payment percentage can change on each valuation day as described above until a withdrawal is taken in that contract year.

Under certain limited situations, your Lifetime Payment Percentage will not vary each contract year. Percentage A or percentage B will be determined at the earliest of (1), (2) or (3) below and remain fixed for as long as the benefit is payable:

•	if the ALP is established, when your contract value on a rider anniversary is less than two times the benefit base (BB) multiplied by percentage B for your current age band, or

•	when the contract value reduces to zero, or

•	on the date of death (Joint life: remaining covered spouse’s date of death) when a death benefit is payable.

For certain periods of time at our discretion and on a non-discriminatory basis, your lifetime payment percentage may be set by us to percentage A if more favorable to you.

Determination of Adjustments of Benefit Values: Your lifetime benefit values and principal back guarantee (PBG) are determined at the following times and are subject to a maximum benefit base (BB), credit base (CB), withdrawal adjustment base (WAB) and PBG amount of $10 million each:

•	On the contract date: The WAB, CB, BB and PBG are set equal to the initial purchase payment.

•	When an additional purchase payment is made: Before a withdrawal is taken in the waiting period and at any time after the waiting period, the WAB, CB (unless it has been permanently set to zero), BB and PBG will be increased by the amount of each additional purchase payment.

•	When a withdrawal is taken: If the CB is greater than zero, the CB will be permanently reset to zero when the first withdrawal is taken, and there will be no additional rider credits. If the first withdrawal is taken during the waiting period, the WAB, BB and PBG will be set equal to zero until the end of the waiting period.

•	Whenever a withdrawal is taken after the waiting period:

(a) the WAB will be reduced by the “adjustment for withdrawal,” as defined below.

(b) if the ALP is established and the withdrawal is less than or equal to the RALP, the BB does not change and the PBG is reduced by the amount of the withdrawal, but it will not be less than zero.

(c) if the ALP is not established, excess withdrawal processing will occur as follows. The BB will be reduced by the “adjustment for withdrawal,” and the PBG will be reduced by the greater of the amount of the withdrawal or the “adjustment for withdrawal,” but it will not be less than zero.

(d) If the ALP is established and the withdrawal is greater than the RALP, excess withdrawal processing will occur as follows:

The PBG will be reset to the lesser of:

(i) the PBG reduced by the amount of the withdrawal, but it will not be less than zero; or

(ii) the PBG minus the RALP on the date of (but prior to) the withdrawal and further reduced by an amount calculated as follows, but it will not be less than zero:

a × b where: c

a = the amount of the withdrawal minus the RALP

b = the PBG minus the RALP on the date of (but prior to) the withdrawal

c = the contract value on the date of (but prior to) the withdrawal minus the RALP

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The BB will be reduced by an amount as calculated below:

d × e where: f

d = the amount of the withdrawal minus the RALP

e = the BB on the date of (but prior to) the withdrawal

f = the contract value on the date of (but prior to) the withdrawal minus the RALP.

Adjustment for Withdrawal Definition: When the WAB, PBG or BB is reduced by a withdrawal in the same proportion as the contract value is reduced, the proportional amount deducted is the “adjustment for withdrawal.” The “adjustment for withdrawal” is calculated as follows:

g × h where: i

g = the amount the contract value is reduced by the withdrawal

h = the WAB, BB or PGB (as applicable) on the date of (but prior to) the withdrawal

i = the contract value on the date of (but prior to) the withdrawal.

Rider Anniversary Processing: The following describes how the WAB, BB and PBG are calculated on rider anniversaries, subject to the maximum amount of $10 million for each, and how the lifetime payment percentage can change on rider anniversaries.

•	On the rider anniversary following the waiting period: If a withdrawal was taken during the waiting period and you did not decline any annual rider fee increase as described in the rider charges provision, the BB, WAB and PBG are reset to the contract value. If a withdrawal was taken during the waiting period and you declined any annual rider fee increase, the BB and PBG are reset to the lesser of (1) the BB or PBG (as applicable) at the time of the first withdrawal, plus any additional purchase payments since the time of the first withdrawal, minus all withdrawals, or (2) the contract value. The WAB will be reset to the BB.

•	The WAB on rider anniversaries: Unless you decline any annual rider fee increase or take a withdrawal during the waiting period, the WAB (after any rider credit is added) will be increased to the contract value, if the contract value is greater. If a withdrawal was taken during the waiting period, the WAB will be increased to the contract value, if the contract value is greater, starting on the rider anniversary following the waiting period.

Rider Credits: If you did not take any withdrawals and you did not decline any annual rider fee increase, a rider credit may be available for the first ten rider anniversaries. On the first rider anniversary, the rider credit equals the credit base (CB) 180 days following the rider effective date multiplied by 8%. On any subsequent rider credit anniversaries, the rider credit equals the CB as of the prior rider anniversary multiplied by 6%. On the first rider anniversary the BB and WAB will be set to the greater of the current BB, or the BB 180 days following the contract date increased by the rider credit and any additional purchase payments since 180 days following the rider effective date. On any subsequent rider credit anniversaries the BB and WAB will be set to the greater of the current BB, or the BB on the prior rider anniversary increased by the rider credit and any additional purchase payments since the prior rider anniversary. If the CB is greater than zero, the CB will be permanently reset to zero on the 10th rider anniversary after any adjustment to the WAB and BB, and there will be no additional rider credits.

Annual step ups: Beginning with the first rider anniversary, an annual step-up may be available. If you take any withdrawals during the waiting period, the annual step-up will not be available until the 3rd rider anniversary. If you decline any annual rider fee increase, future annual step-ups will no longer be available.

The annual step-up will be executed on any rider anniversary where the contract value is greater than the PBG or the BB after any rider credit is added. If an annual step-up is executed, the PBG, BB and lifetime payment percentage will be adjusted as follows: The PBG will be increased to the contract value, if the contract value is greater. The BB (after any rider credit is added) will be increased to the contract value, if the contract value is greater. If the covered person’s attained age (Joint Life: younger covered spouses attained age) on the rider anniversary is in a higher age band and (1) there is an increase to BB due to a step-up or (2) the BB is at the maximum of $10,000,000 so there was no step-up of the BB, then the higher age band will be used to determine the appropriate lifetime payment percentage, regardless of any prior withdrawals.

OTHER PROVISIONS
Required Minimum Distributions (RMD): If you are taking RMDs from your contract and your RMD calculated separately for your contract is greater than the remaining annual lifetime payment on the most recent contract anniversary, the portion of

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your RMD that exceeds the benefit amount will not be subject to excess withdrawal processing provided that the following conditions are met:

•	The withdrawal is after the waiting period;

•	The annual lifetime payment is available;

•	The RMD is for your contract alone;

•	The RMD is based on your recalculated life expectancy taken from the Uniform Lifetime Table under the Code; and

•	The RMD amount is otherwise based on the requirements of section 401(a) (9), related Code provisions and regulations thereunder that were in effect on the contract date.

RMD rules follow the calendar year which most likely does not coincide with your contract year and therefore may limit when you can take your RMD and not be subject to excess withdrawal processing. A withdrawal during the waiting period will reset the benefit base, the withdrawal adjustment base and the principal back guarantee to the contract value at the end of the waiting period. After the waiting period, a withdrawal taken before the annual lifetime payment is established or withdrawing amounts greater than the remaining annual lifetime payment that do not meet these conditions will result in excess withdrawal processing. The amount in excess of the RALP that is not subject to excess withdrawal processing will be recalculated if the ALP changes due to lifetime payment percentage changes. See Appendix E for additional information.

Spousal Option to Continue the Contract upon Owner’s Death (Spousal Continuation):
Single Life: If a surviving spouse elects to continue the contract and continues the contract as the new owner under the spousal continuation provision of the contract, the SecureSource Stages — Single Life rider terminates.

Joint Life: If a surviving spouse is a covered spouse and elects the spousal continuation provision of the contract as the new owner, the SecureSource Stages — Joint Life rider also continues. The surviving covered spouse can name a new beneficiary; however, a new covered spouse cannot be added to the rider.

At the time of spousal continuation, a step-up may be available. If you decline a rider fee increase or the spousal continuation occurs during the waiting period and a withdrawal was taken, a step up is not available. All annual step-up rules (see “Rider Anniversary Processing — Annual Step-Up” heading above) also apply to the spousal continuation step-up. The WAB will be increased to the contract value if the contract value is greater. The spousal continuation step-up is processed on the valuation date spousal continuation is effective.

Rules for Surrender: Minimum account values following a surrender no longer apply to your contract. For withdrawals, the withdrawal will be taken from all accounts and the variable subaccounts in the same proportion as your interest in each bears to the contract value. You cannot specify from which accounts the withdrawal is to be taken.

If your contract value is reduced to zero, the CB, if greater than zero, will be permanently reset to zero, and there will be no additional rider credits. Also, the following will occur:

•	If the ALP is not established and if the contract value is reduced to zero as a result of fees or charges, then the owner must wait until the ALP would be established, and the ALP will be paid annually until the death of the covered person (Joint Life: both covered spouses).

•	If the ALP is established and if the contract value is reduced to zero as a result of fees or charges, or as a result of a withdrawal that is less than or equal to the RALP, then the owner will receive the ALP paid annually until the death of the covered person (Joint Life: both covered spouses).

In either case above:

–	These annualized amounts will be paid in monthly installments. If the monthly payment is less than $100, We have the right to change the frequency, but no less frequently than annually.

–	We will no longer accept additional purchase payments.

–	No more charges will be collected for the rider.

–	The current ALP is fixed for as long as payments are made.

–	The death benefit becomes the remaining schedule of annual lifetime payments, if any, until total payments to the owner and the beneficiary are equal to the PBG at the time the contract value falls to zero.

–	The amount paid in the current contract year will be reduced for any prior withdrawals in that year.

•	If the ALP is not established and if the contract value is reduced to zero as a result of a withdrawal, this rider and the contract will terminate.

•	If the ALP is established and if the contract value is reduced to zero as a result of a withdrawal that is greater than the RALP, this rider and the contract will terminate.

RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS 195

At Death:
Single Life: If the contract is jointly owned and an owner dies when the contract value is greater than zero, the lifetime benefit for the covered person will cease even if the covered person is still living or if the contract is continued under the spousal continuation option.

Joint Life: If the death benefit becomes payable at the death of a covered spouse, the surviving covered spouse must utilize the spousal continuation option to continue the lifetime benefit. If spousal continuation is not available, the rider terminates. The lifetime benefit ends at the death of the surviving covered spouse.

If the contract value is greater than zero when the death benefit becomes payable, the beneficiary may:

•	elect to take the death benefit under the terms of the contract, or

•	elect to take the principal back guarantee available under this rider, or

•	continue the contract and the SecureSource Stages rider under the spousal continuation option.

For single and joint life, if the beneficiary elects the principal back guarantee under this rider, the following will occur:

•	If the PBG is greater than zero and the ALP is established, the ALP on the date of death will be paid until total payments to the beneficiary are equal to the PBG on the date of death.

•	If the PBG is greater than zero and the ALP is not established, the BB on the date of death multiplied by the lifetime payment percentage used for the youngest age of the covered spouses in the first age band shown on the contract data page will be paid annually until total payments to the beneficiary are equal to the PBG on the date of death.

In either of the above cases:

•	After the date of death, there will be no additional rider credits or annual step-ups.

•	The lifetime payment percentage used will be set as of the date of death.

•	The amount paid in the current contract year will be reduced for any prior withdrawals in that year.

On the date of death (Joint life: remaining covered spouse’s date of death), if the CB is greater than zero, the CB will be permanently reset to zero, and there will be no additional rider credits.

If the PBG equals zero, the benefit terminates. No further payments are made.

Contract Ownership Change:
Single Life: If allowed by state law, change of ownership is subject to our approval. If there is a change of ownership and the covered person remains the same, the rider continues with no change to any of the rider benefits. If there is a change of ownership and the covered person would be different, the rider terminates.

Joint Life: Ownership changes are only allowed between the covered spouses or their revocable trust(s) and are subject to our approval, if allowed by state law. No other ownership changes are allowed as long as the rider is in force.

Assignment: If allowed by state law, an assignment is subject to our approval.

Annuity Provisions: You can choose one of the payout options available under the contract or an alternative fixed annuity payout option available under the SecureSource Stages rider. Under the rider’s payout option, the minimum amount payable shown in Table B, will not apply and you will receive the annual lifetime payment provided by this rider until the later of the death of the covered person (Joint Life: both covered spouses) or depletion of the principal back guarantee. If you choose to receive the ALP, the amount payable each year will be equal to the annual lifetime payment on the annuitization start date. The amount paid in the current contract year will be reduced for any prior withdrawals in that year. These annualized amounts will be paid in monthly installments. If the monthly payment is less than $100, we have the right to change the frequency, but no less frequently than annually.

If you choose to receive the ALP rather than a payout option available under the contract, all other contract features, rider features and charges terminate after the annuitization start date except for the PBG.

RIDER TERMINATION
The SecureSource Stages rider cannot be terminated either by you or us except as follows:

•	Single Life: a change of ownership that would result in a different covered person will terminate the rider.

•	Single Life: after the death benefit is payable, the rider will terminate.

•	Single Life: spousal continuation will terminate the rider.

•	Joint Life: After the death benefit is payable the rider will terminate if anyone other than a covered spouse continues the contract. However, if the covered spouse continues the contract as an inherited IRA or as a beneficiary of a participant in an employer sponsored retirement plan, the rider will terminate.

•	On the annuitization start date, the rider will terminate.

 196  RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS

•	You may terminate the rider if your annual rider fee would increase more than 0.25 percentage points (See “Charges — SecureSource Stages rider fee”)

•	When the contract value is reduced to zero and either the withdrawal taken when the annual lifetime payment is not established or a withdrawal in excess of the remaining annual lifetime payment is taken, the rider will terminate.

•	Termination of the contract for any reason will terminate the rider.

For an example, see Appendix D.

RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS 197

Appendix P: Condensed Financial Information (Unaudited)

The following tables give per-unit information about the financial history of the subaccounts representing the lowest and highest total annual variable account expense combinations. The date in which operations commenced in each subaccount is noted in parentheses. The SAI contains tables that give per-unit information about the financial history of each existing subaccount. We have not provided this information for subaccounts (if any) that were not available under your contract as of Dec. 31, 2012. You may obtain a copy of the SAI without charge by contacting us at the telephone number or address listed on the first page of the prospectus.

Variable account charges of 1.45% of the daily net assets of the variable account.
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

AllianceBernstein VPS Global Thematic Growth Portfolio (Class B) (11/06/2003)
Accumulation unit value at beginning of period	$0.92	$1.22	$1.05	$0.69	$1.34	$1.13	$1.06	$1.04	$1.00	$1.00
Accumulation unit value at end of period	$1.03	$0.92	$1.22	$1.05	$0.69	$1.34	$1.13	$1.06	$1.04	$1.00
Number of accumulation units outstanding at end of period (000 omitted)	90	114	144	126	108	110	112	113	114	5

AllianceBernstein VPS Growth and Income Portfolio (Class B) (11/06/2003)
Accumulation unit value at beginning of period	$1.17	$1.11	$1.00	$0.85	$1.45	$1.40	$1.21	$1.18	$1.07	$1.00
Accumulation unit value at end of period	$1.35	$1.17	$1.11	$1.00	$0.85	$1.45	$1.40	$1.21	$1.18	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	159	183	201	201	210	226	247	256	243	23

AllianceBernstein VPS International Value Portfolio (Class B) (04/30/2004)
Accumulation unit value at beginning of period	$0.95	$1.19	$1.16	$0.88	$1.91	$1.83	$1.38	$1.20	$1.00	—
Accumulation unit value at end of period	$1.07	$0.95	$1.19	$1.16	$0.88	$1.91	$1.83	$1.38	$1.20	—
Number of accumulation units outstanding at end of period (000 omitted)	1,503	1,866	1,831	6,541	7,308	4,293	2,708	1,766	209	—

American Century VP Mid Cap Value, Class II (05/01/2007)
Accumulation unit value at beginning of period	$0.98	$1.00	$0.86	$0.67	$0.90	$1.00	—	—	—	—
Accumulation unit value at end of period	$1.12	$0.98	$1.00	$0.86	$0.67	$0.90	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	53	53	—	—	—	—	—	—	—	—

American Century VP Ultra®, Class II (04/30/2004)
Accumulation unit value at beginning of period	$1.05	$1.06	$0.92	$0.70	$1.21	$1.02	$1.07	$1.06	$1.00	—
Accumulation unit value at end of period	$1.18	$1.05	$1.06	$0.92	$0.70	$1.21	$1.02	$1.07	$1.06	—
Number of accumulation units outstanding at end of period (000 omitted)	1,629	2,157	2,614	2,924	3,189	3,364	7,580	3,015	376	—

American Century VP Value, Class II (04/30/2004)
Accumulation unit value at beginning of period	$1.16	$1.17	$1.05	$0.89	$1.23	$1.32	$1.13	$1.09	$1.00	—
Accumulation unit value at end of period	$1.31	$1.16	$1.17	$1.05	$0.89	$1.23	$1.32	$1.13	$1.09	—
Number of accumulation units outstanding at end of period (000 omitted)	28	29	34	33	2	1	—	—	—	—

ClearBridge Variable Small Cap Growth Portfolio – Class I (05/01/2007)
Accumulation unit value at beginning of period	$1.05	$1.05	$0.85	$0.60	$1.03	$1.00	—	—	—	—
Accumulation unit value at end of period	$1.23	$1.05	$1.05	$0.85	$0.60	$1.03	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	53	55	—	—	—	—	—	—	—	—

Columbia Variable Portfolio – Cash Management Fund (Class 3) (11/06/2003)
Accumulation unit value at beginning of period	$1.03	$1.05	$1.06	$1.08	$1.07	$1.03	$1.00	$0.99	$1.00	$1.00
Accumulation unit value at end of period	$1.02	$1.03	$1.05	$1.06	$1.08	$1.07	$1.03	$1.00	$0.99	$1.00
Number of accumulation units outstanding at end of period (000 omitted)	1,361	1,536	2,911	5,788	1,365	513	401	106	18	15

Columbia Variable Portfolio – Diversified Bond Fund (Class 3) (11/06/2003)
Accumulation unit value at beginning of period	$1.31	$1.24	$1.17	$1.03	$1.12	$1.08	$1.05	$1.04	$1.01	$1.00
Accumulation unit value at end of period	$1.39	$1.31	$1.24	$1.17	$1.03	$1.12	$1.08	$1.05	$1.04	$1.01
Number of accumulation units outstanding at end of period (000 omitted)	1,128	1,322	2,221	22,157	16,780	14,001	8,025	1,298	1,598	146

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3) (03/03/2000)
Accumulation unit value at beginning of period	$1.57	$1.68	$1.46	$1.16	$1.98	$1.86	$1.57	$1.41	$1.21	$0.87
Accumulation unit value at end of period	$1.76	$1.57	$1.68	$1.46	$1.16	$1.98	$1.86	$1.57	$1.41	$1.21
Number of accumulation units outstanding at end of period (000 omitted)	2,074	2,844	3,253	15,601	12,449	8,833	6,769	3,606	1,251	828

Columbia Variable Portfolio – Emerging Markets Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.99	$2.56	$2.17	$1.27	$2.77	$2.04	$1.54	$1.17	$1.00	—
Accumulation unit value at end of period	$2.37	$1.99	$2.56	$2.17	$1.27	$2.77	$2.04	$1.54	$1.17	—
Number of accumulation units outstanding at end of period (000 omitted)	542	716	670	2,782	3,582	2,132	1,922	1,178	160	—

Columbia Variable Portfolio – High Income Fund (Class 2)* (04/28/2006)
Accumulation unit value at beginning of period	$1.30	$1.24	$1.13	$0.79	$1.07	$1.07	$1.00	—	—	—
Accumulation unit value at end of period	$1.48	$1.30	$1.24	$1.13	$0.79	$1.07	$1.07	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	422	626	790	834	1,009	1,242	2,212	—	—	—
*Columbia Variable Portfolio – High Income Fund (Class 2) is scheduled to be merged into Columbia Variable Portfolio – Income Opportunities Fund (Class 2) on April 29, 2013.

 198  RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS

Variable account charges of 1.45% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

Columbia Variable Portfolio – High Yield Bond Fund (Class 3) (03/03/2000)
Accumulation unit value at beginning of period	$1.66	$1.60	$1.42	$0.94	$1.27	$1.27	$1.16	$1.13	$1.03	$0.84
Accumulation unit value at end of period	$1.90	$1.66	$1.60	$1.42	$0.94	$1.27	$1.27	$1.16	$1.13	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	671	583	678	755	746	910	1,056	970	715	521

Columbia Variable Portfolio – Income Opportunities Fund (Class 3) (06/01/2004)
Accumulation unit value at beginning of period	$1.58	$1.51	$1.35	$0.96	$1.20	$1.19	$1.12	$1.10	$1.00	—
Accumulation unit value at end of period	$1.78	$1.58	$1.51	$1.35	$0.96	$1.20	$1.19	$1.12	$1.10	—
Number of accumulation units outstanding at end of period (000 omitted)	166	215	256	9,864	5,119	4,197	1,896	—	—	—

Columbia Variable Portfolio – International Opportunity Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.25	$1.44	$1.29	$1.02	$1.74	$1.57	$1.28	$1.14	$1.00	—
Accumulation unit value at end of period	$1.45	$1.25	$1.44	$1.29	$1.02	$1.74	$1.57	$1.28	$1.14	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	4	4	—	—	—	—

Columbia Variable Portfolio – Large Cap Growth Fund (Class 3) (11/06/2003)
Accumulation unit value at beginning of period	$1.09	$1.14	$0.99	$0.73	$1.33	$1.31	$1.20	$1.12	$1.05	$1.00
Accumulation unit value at end of period	$1.29	$1.09	$1.14	$0.99	$0.73	$1.33	$1.31	$1.20	$1.12	$1.05
Number of accumulation units outstanding at end of period (000 omitted)	—	—	4	4	72	55	4	—	—	56

Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3) (03/03/2000)
Accumulation unit value at beginning of period	$0.69	$0.66	$0.57	$0.47	$0.82	$0.81	$0.71	$0.68	$0.65	$0.51
Accumulation unit value at end of period	$0.77	$0.69	$0.66	$0.57	$0.47	$0.82	$0.81	$0.71	$0.68	$0.65
Number of accumulation units outstanding at end of period (000 omitted)	2,453	2,709	3,592	4,017	4,256	4,540	5,152	3,969	2,410	453

Columbia Variable Portfolio – Marsico Growth Fund (Class 1) (05/01/2007)
Accumulation unit value at beginning of period	$0.96	$1.00	$0.84	$0.67	$1.12	$1.00	—	—	—	—
Accumulation unit value at end of period	$1.06	$0.96	$1.00	$0.84	$0.67	$1.12	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	429	512	577	20,058	11,908	7,074	—	—	—	—

Columbia Variable Portfolio – Marsico International Opportunities Fund (Class 2) (05/01/2007)
Accumulation unit value at beginning of period	$0.73	$0.88	$0.78	$0.58	$1.14	$1.00	—	—	—	—
Accumulation unit value at end of period	$0.84	$0.73	$0.88	$0.78	$0.58	$1.14	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	20	20	20	20	25	—	—	—	—	—

Columbia Variable Portfolio – Mid Cap Value Opportunity Fund (Class 3) (05/01/2007)
Accumulation unit value at beginning of period	$0.82	$0.90	$0.75	$0.54	$1.00	$1.00	—	—	—	—
Accumulation unit value at end of period	$0.95	$0.82	$0.90	$0.75	$0.54	$1.00	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	41	44	—	—	—	—	—	—	—	—

Columbia Variable Portfolio – S&P 500 Index Fund (Class 3) (11/06/2003)
Accumulation unit value at beginning of period	$1.21	$1.21	$1.07	$0.86	$1.39	$1.34	$1.18	$1.15	$1.06	$1.00
Accumulation unit value at end of period	$1.38	$1.21	$1.21	$1.07	$0.86	$1.39	$1.34	$1.18	$1.15	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	352	366	375	327	259	266	256	250	302	59

Columbia Variable Portfolio – Small Cap Value Fund (Class 2) (04/30/2004)
Accumulation unit value at beginning of period	$1.38	$1.49	$1.20	$0.97	$1.37	$1.43	$1.22	$1.17	$1.00	—
Accumulation unit value at end of period	$1.51	$1.38	$1.49	$1.20	$0.97	$1.37	$1.43	$1.22	$1.17	—
Number of accumulation units outstanding at end of period (000 omitted)	179	218	239	10,188	6,327	4,714	4	—	—	—

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 3) (03/03/2000)
Accumulation unit value at beginning of period	$1.23	$1.23	$1.22	$1.17	$1.22	$1.17	$1.15	$1.15	$1.15	$1.15
Accumulation unit value at end of period	$1.24	$1.23	$1.23	$1.22	$1.17	$1.22	$1.17	$1.15	$1.15	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	681	944	1,141	3,618	1,927	1,780	2,023	2,009	2,283	2,513

Credit Suisse Trust – Commodity Return Strategy Portfolio (05/01/2007)
Accumulation unit value at beginning of period	$0.84	$0.97	$0.85	$0.72	$1.10	$1.00	—	—	—	—
Accumulation unit value at end of period	$0.81	$0.84	$0.97	$0.85	$0.72	$1.10	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	25	26	24	22	1	—	—	—	—	—

Dreyfus Variable Investment Fund International Equity Portfolio, Service Shares (05/01/2007)
Accumulation unit value at beginning of period	$0.69	$0.83	$0.76	$0.62	$1.09	$1.00	—	—	—	—
Accumulation unit value at end of period	$0.84	$0.69	$0.83	$0.76	$0.62	$1.09	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	82	84	59	57	26	—	—	—	—	—

Dreyfus Variable Investment Fund International Value Portfolio, Service Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.01	$1.27	$1.23	$0.96	$1.55	$1.52	$1.26	$1.14	$1.00	—
Accumulation unit value at end of period	$1.12	$1.01	$1.27	$1.23	$0.96	$1.55	$1.52	$1.26	$1.14	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	2	2	8	8	4	—	—	—

Eaton Vance VT Floating-Rate Income Fund (05/01/2007)
Accumulation unit value at beginning of period	$1.09	$1.08	$1.00	$0.71	$0.98	$1.00	—	—	—	—
Accumulation unit value at end of period	$1.16	$1.09	$1.08	$1.00	$0.71	$0.98	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	323	348	447	7,675	4,506	3,095	—	—	—	—

RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS 199

Variable account charges of 1.45% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

Fidelity® VIP Contrafund® Portfolio Service Class 2 (11/06/2003)
Accumulation unit value at beginning of period	$1.43	$1.50	$1.30	$0.97	$1.72	$1.49	$1.36	$1.18	$1.04	$1.00
Accumulation unit value at end of period	$1.64	$1.43	$1.50	$1.30	$0.97	$1.72	$1.49	$1.36	$1.18	$1.04
Number of accumulation units outstanding at end of period (000 omitted)	3,270	4,207	5,203	8,488	13,235	12,095	12,306	6,320	2,509	211

Fidelity® VIP Investment Grade Bond Portfolio Service Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.32	$1.25	$1.18	$1.04	$1.09	$1.07	$1.04	$1.03	$1.00	—
Accumulation unit value at end of period	$1.38	$1.32	$1.25	$1.18	$1.04	$1.09	$1.07	$1.04	$1.03	—
Number of accumulation units outstanding at end of period (000 omitted)	1,483	1,880	2,375	11,682	8,946	9,111	3,611	3,067	321	—

Fidelity® VIP Mid Cap Portfolio Service Class 2 (05/01/2001)
Accumulation unit value at beginning of period	$2.11	$2.40	$1.89	$1.38	$2.31	$2.03	$1.83	$1.58	$1.28	$0.94
Accumulation unit value at end of period	$2.38	$2.11	$2.40	$1.89	$1.38	$2.31	$2.03	$1.83	$1.58	$1.28
Number of accumulation units outstanding at end of period (000 omitted)	939	1,297	1,658	4,341	5,011	3,849	3,086	2,479	2,101	1,221

Fidelity® VIP Overseas Portfolio Service Class 2 (11/06/2003)
Accumulation unit value at beginning of period	$1.18	$1.44	$1.30	$1.04	$1.89	$1.64	$1.41	$1.21	$1.08	$1.00
Accumulation unit value at end of period	$1.40	$1.18	$1.44	$1.30	$1.04	$1.89	$1.64	$1.41	$1.21	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	355	466	480	518	572	558	841	705	311	11

FTVIPT Franklin Income Securities Fund – Class 2 (03/03/2000)
Accumulation unit value at beginning of period	$1.74	$1.73	$1.56	$1.16	$1.68	$1.64	$1.41	$1.41	$1.25	$0.97
Accumulation unit value at end of period	$1.94	$1.74	$1.73	$1.56	$1.16	$1.68	$1.64	$1.41	$1.41	$1.25
Number of accumulation units outstanding at end of period (000 omitted)	1,250	1,647	1,877	2,165	2,664	3,166	3,383	3,865	4,021	3,071

FTVIPT Templeton Global Bond Securities Fund – Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.82	$1.86	$1.65	$1.41	$1.35	$1.23	$1.11	$1.16	$1.00	—
Accumulation unit value at end of period	$2.07	$1.82	$1.86	$1.65	$1.41	$1.35	$1.23	$1.11	$1.16	—
Number of accumulation units outstanding at end of period (000 omitted)	709	883	932	7,523	5,803	5,914	3,641	1,249	195	—

FTVIPT Templeton Growth Securities Fund – Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.04	$1.13	$1.07	$0.83	$1.46	$1.45	$1.20	$1.12	$1.00	—
Accumulation unit value at end of period	$1.24	$1.04	$1.13	$1.07	$0.83	$1.46	$1.45	$1.20	$1.12	—
Number of accumulation units outstanding at end of period (000 omitted)	224	241	215	211	232	168	19	23	15	—

Goldman Sachs VIT Mid Cap Value Fund – Institutional Shares (03/03/2000)
Accumulation unit value at beginning of period	$2.76	$2.99	$2.43	$1.85	$2.98	$2.93	$2.56	$2.30	$1.86	$1.47
Accumulation unit value at end of period	$3.22	$2.76	$2.99	$2.43	$1.85	$2.98	$2.93	$2.56	$2.30	$1.86
Number of accumulation units outstanding at end of period (000 omitted)	648	967	1,131	2,893	3,112	3,200	2,732	2,047	1,426	1,312

Goldman Sachs VIT Structured U.S. Equity Fund – Institutional Shares (03/03/2000)
Accumulation unit value at beginning of period	$0.85	$0.83	$0.74	$0.62	$1.00	$1.03	$0.93	$0.88	$0.78	$0.61
Accumulation unit value at end of period	$0.96	$0.85	$0.83	$0.74	$0.62	$1.00	$1.03	$0.93	$0.88	$0.78
Number of accumulation units outstanding at end of period (000 omitted)	306	629	876	1,023	1,018	1,360	1,467	1,568	1,667	1,619

Invesco V.I. American Franchise Fund, Series II Shares (04/27/2012)
Accumulation unit value at beginning of period	$1.00	—	—	—	—	—	—	—	—	—
Accumulation unit value at end of period	$0.96	—	—	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	12	—	—	—	—	—	—	—	—	—

Invesco V.I. Comstock Fund, Series II Shares (11/06/2003)
Accumulation unit value at beginning of period	$1.24	$1.29	$1.13	$0.89	$1.41	$1.46	$1.28	$1.25	$1.08	$1.00
Accumulation unit value at end of period	$1.45	$1.24	$1.29	$1.13	$0.89	$1.41	$1.46	$1.28	$1.25	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	2,833	3,854	4,490	9,591	10,469	9,083	8,762	5,134	894	37

Invesco V.I. Global Health Care Fund, Series II Shares (05/01/2007)
Accumulation unit value at beginning of period	$0.96	$0.94	$0.91	$0.72	$1.03	$1.00	—	—	—	—
Accumulation unit value at end of period	$1.14	$0.96	$0.94	$0.91	$0.72	$1.03	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	48	48	33	14	—	—	—	—	—	—

Invesco V.I. International Growth Fund, Series II Shares (05/01/2007)
Accumulation unit value at beginning of period	$0.83	$0.90	$0.81	$0.61	$1.04	$1.00	—	—	—	—
Accumulation unit value at end of period	$0.94	$0.83	$0.90	$0.81	$0.61	$1.04	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	291	359	385	15,819	5,951	3,303	—	—	—	—

Invesco V.I. Mid Cap Growth Fund, Series II Shares (04/27/2012)
Accumulation unit value at beginning of period	$1.00	—	—	—	—	—	—	—	—	—
Accumulation unit value at end of period	$0.97	—	—	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	189	—	—	—	—	—	—	—	—	—

Janus Aspen Series Janus Portfolio: Service Shares (05/01/2007)
Accumulation unit value at beginning of period	$0.88	$0.94	$0.84	$0.63	$1.06	$1.00	—	—	—	—
Accumulation unit value at end of period	$1.02	$0.88	$0.94	$0.84	$0.63	$1.06	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	321	409	448	17,145	12,315	8,645	—	—	—	—

 200  RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS

Variable account charges of 1.45% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

MFS® Total Return Series – Service Class (11/06/2003)
Accumulation unit value at beginning of period	$1.26	$1.26	$1.16	$1.00	$1.31	$1.28	$1.16	$1.15	$1.05	$1.00
Accumulation unit value at end of period	$1.37	$1.26	$1.26	$1.16	$1.00	$1.31	$1.28	$1.16	$1.15	$1.05
Number of accumulation units outstanding at end of period (000 omitted)	784	866	1,476	1,492	1,568	1,781	1,861	1,916	1,655	80

MFS® Utilities Series – Service Class (11/06/2003)
Accumulation unit value at beginning of period	$2.45	$2.34	$2.09	$1.60	$2.60	$2.07	$1.60	$1.40	$1.09	$1.00
Accumulation unit value at end of period	$2.74	$2.45	$2.34	$2.09	$1.60	$2.60	$2.07	$1.60	$1.40	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	40	40	56	56	49	53	71	68	67	10

Morgan Stanley UIF Global Real Estate Portfolio, Class II Shares (05/01/2007)
Accumulation unit value at beginning of period	$0.69	$0.78	$0.65	$0.47	$0.85	$1.00	—	—	—	—
Accumulation unit value at end of period	$0.89	$0.69	$0.78	$0.65	$0.47	$0.85	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	112	134	174	3,671	4,330	1,772	—	—	—	—

Morgan Stanley UIF Mid Cap Growth Portfolio, Class II Shares (05/01/2007)
Accumulation unit value at beginning of period	$1.09	$1.19	$0.91	$0.59	$1.12	$1.00	—	—	—	—
Accumulation unit value at end of period	$1.17	$1.09	$1.19	$0.91	$0.59	$1.12	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	1	5	5	6	8	—	—	—	—

Oppenheimer Capital Appreciation Fund/VA, Service Shares (11/06/2003)
Accumulation unit value at beginning of period	$1.08	$1.11	$1.04	$0.73	$1.36	$1.21	$1.14	$1.11	$1.05	$1.00
Accumulation unit value at end of period	$1.22	$1.08	$1.11	$1.04	$0.73	$1.36	$1.21	$1.14	$1.11	$1.05
Number of accumulation units outstanding at end of period (000 omitted)	1,489	1,933	2,305	2,318	2,536	2,419	2,780	2,447	574	24

Oppenheimer Global Fund/VA, Service Shares (05/01/2002)
Accumulation unit value at beginning of period	$1.44	$1.60	$1.40	$1.02	$1.73	$1.66	$1.43	$1.27	$1.09	$0.77
Accumulation unit value at end of period	$1.71	$1.44	$1.60	$1.40	$1.02	$1.73	$1.66	$1.43	$1.27	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	488	627	986	964	930	941	968	903	803	299

Oppenheimer Global Strategic Income Fund/VA, Service Shares (05/01/2002)
Accumulation unit value at beginning of period	$1.62	$1.63	$1.44	$1.23	$1.46	$1.36	$1.28	$1.27	$1.19	$1.03
Accumulation unit value at end of period	$1.80	$1.62	$1.63	$1.44	$1.23	$1.46	$1.36	$1.28	$1.27	$1.19
Number of accumulation units outstanding at end of period (000 omitted)	1,712	2,236	2,721	14,510	11,434	9,968	5,557	3,403	1,659	415

Oppenheimer Main Street Small Cap Fund®/VA, Service Shares (11/06/2003)
Accumulation unit value at beginning of period	$1.38	$1.43	$1.18	$0.88	$1.43	$1.48	$1.31	$1.21	$1.03	$1.00
Accumulation unit value at end of period	$1.60	$1.38	$1.43	$1.18	$0.88	$1.43	$1.48	$1.31	$1.21	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	265	286	342	389	373	359	380	407	389	72

PIMCO VIT All Asset Portfolio, Advisor Class (05/01/2007)
Accumulation unit value at beginning of period	$1.15	$1.14	$1.03	$0.86	$1.03	$1.00	—	—	—	—
Accumulation unit value at end of period	$1.30	$1.15	$1.14	$1.03	$0.86	$1.03	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	213	254	274	8,749	10,160	8,295	—	—	—	—

Variable Portfolio – Aggressive Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.07	$1.12	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.20	$1.07	$1.12	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,868	2,958	2,845	—	—	—	—	—	—	—

Variable Portfolio – Aggressive Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.07	$1.12	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.20	$1.07	$1.12	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	24,028	29,473	35,540	—	—	—	—	—	—	—

Variable Portfolio – BlackRock Global Inflation-Protected Securities Fund (Class 3) (05/01/2006)
Accumulation unit value at beginning of period	$1.26	$1.16	$1.13	$1.08	$1.09	$1.03	$1.00	—	—	—
Accumulation unit value at end of period	$1.31	$1.26	$1.16	$1.13	$1.08	$1.09	$1.03	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	347	383	489	15,152	6,045	5,763	4,338	—	—	—

Variable Portfolio – Conservative Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.06	$1.04	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.12	$1.06	$1.04	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	5,113	4,906	2,696	—	—	—	—	—	—	—

Variable Portfolio – Conservative Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.06	$1.04	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.12	$1.06	$1.04	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	22,457	20,689	20,921	—	—	—	—	—	—	—

Variable Portfolio – Moderate Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.08	$1.09	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.18	$1.08	$1.09	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	34,689	33,733	30,458	—	—	—	—	—	—	—

RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS 201

Variable account charges of 1.45% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

Variable Portfolio – Moderate Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.08	$1.09	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.18	$1.08	$1.09	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	121,846	127,883	131,141	—	—	—	—	—	—	—

Variable Portfolio – Moderately Aggressive Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.08	$1.11	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.19	$1.08	$1.11	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	22,947	26,527	25,767	—	—	—	—	—	—	—

Variable Portfolio – Moderately Aggressive Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.08	$1.11	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.19	$1.08	$1.11	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	56,793	66,149	77,624	—	—	—	—	—	—	—

Variable Portfolio – Moderately Conservative Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.07	$1.07	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.15	$1.07	$1.07	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	7,042	7,018	6,557	—	—	—	—	—	—	—

Variable Portfolio – Moderately Conservative Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.07	$1.07	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.15	$1.07	$1.07	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	22,904	25,656	24,507	—	—	—	—	—	—	—

Variable Portfolio – Partners Small Cap Value Fund (Class 3) (05/01/2002)
Accumulation unit value at beginning of period	$1.54	$1.64	$1.33	$0.99	$1.47	$1.57	$1.32	$1.27	$1.07	$0.79
Accumulation unit value at end of period	$1.72	$1.54	$1.64	$1.33	$0.99	$1.47	$1.57	$1.32	$1.27	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	1,053	1,423	1,652	1,946	2,163	2,437	2,461	2,507	735	158

Variable Portfolio – Sit Dividend Growth Fund (Class 3) (05/01/2007)
Accumulation unit value at beginning of period	$0.81	$0.85	$0.78	$0.60	$0.99	$1.00	—	—	—	—
Accumulation unit value at end of period	$0.88	$0.81	$0.85	$0.78	$0.60	$0.99	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	447	565	622	21,293	10,481	6,624	—	—	—	—

Variable Portfolio – Victory Established Value Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.21	$1.31	$1.09	$0.81	$1.30	$1.24	$1.09	$1.10	$1.00	—
Accumulation unit value at end of period	$1.39	$1.21	$1.31	$1.09	$0.81	$1.30	$1.24	$1.09	$1.10	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—

Wanger International (04/30/2004)
Accumulation unit value at beginning of period	$1.83	$2.18	$1.77	$1.20	$2.24	$1.95	$1.44	$1.20	$1.00	—
Accumulation unit value at end of period	$2.20	$1.83	$2.18	$1.77	$1.20	$2.24	$1.95	$1.44	$1.20	—
Number of accumulation units outstanding at end of period (000 omitted)	694	936	968	4,062	4,898	2,928	2,562	1,712	264	—

Wanger USA (04/30/2004)
Accumulation unit value at beginning of period	$1.35	$1.42	$1.17	$0.83	$1.40	$1.35	$1.27	$1.16	$1.00	—
Accumulation unit value at end of period	$1.60	$1.35	$1.42	$1.17	$0.83	$1.40	$1.35	$1.27	$1.16	—
Number of accumulation units outstanding at end of period (000 omitted)	606	828	999	4,279	3,607	2,886	1,545	1,215	162	—

Variable account charges of 2.20% of the daily net assets of the variable account.
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004

AllianceBernstein VPS Global Thematic Growth Portfolio (Class B) (05/01/2007)
Accumulation unit value at beginning of period	$0.77	$1.02	$0.88	$0.59	$1.15	$1.00	—	—	—
Accumulation unit value at end of period	$0.85	$0.77	$1.02	$0.88	$0.59	$1.15	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

AllianceBernstein VPS Growth and Income Portfolio (Class B) (04/30/2004)
Accumulation unit value at beginning of period	$1.01	$0.97	$0.88	$0.75	$1.29	$1.26	$1.10	$1.07	$1.00
Accumulation unit value at end of period	$1.16	$1.01	$0.97	$0.88	$0.75	$1.29	$1.26	$1.10	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

AllianceBernstein VPS International Value Portfolio (Class B) (04/30/2004)
Accumulation unit value at beginning of period	$0.90	$1.14	$1.11	$0.85	$1.85	$1.80	$1.36	$1.19	$1.00
Accumulation unit value at end of period	$1.00	$0.90	$1.14	$1.11	$0.85	$1.85	$1.80	$1.36	$1.19
Number of accumulation units outstanding at end of period (000 omitted)	15	14	15	24	40	59	67	39	6

American Century VP Mid Cap Value, Class II (05/01/2007)
Accumulation unit value at beginning of period	$0.95	$0.98	$0.84	$0.66	$0.89	$1.00	—	—	—
Accumulation unit value at end of period	$1.08	$0.95	$0.98	$0.84	$0.66	$0.89	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

 202  RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS

Variable account charges of 2.20% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004

American Century VP Ultra®, Class II (04/30/2004)
Accumulation unit value at beginning of period	$0.99	$1.00	$0.89	$0.67	$1.18	$1.00	$1.06	$1.06	$1.00
Accumulation unit value at end of period	$1.10	$0.99	$1.00	$0.89	$0.67	$1.18	$1.00	$1.06	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	18	18	19	19	42	91	149	50	—

American Century VP Value, Class II (04/30/2004)
Accumulation unit value at beginning of period	$1.09	$1.11	$1.00	$0.86	$1.20	$1.29	$1.11	$1.09	$1.00
Accumulation unit value at end of period	$1.23	$1.09	$1.11	$1.00	$0.86	$1.20	$1.29	$1.11	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

ClearBridge Variable Small Cap Growth Portfolio – Class I (05/01/2007)
Accumulation unit value at beginning of period	$1.01	$1.02	$0.83	$0.59	$1.03	$1.00	—	—	—
Accumulation unit value at end of period	$1.18	$1.01	$1.02	$0.83	$0.59	$1.03	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	4	—	—	—	—	—	—

Columbia Variable Portfolio – Cash Management Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$0.98	$1.00	$1.02	$1.04	$1.04	$1.02	$0.99	$0.99	$1.00
Accumulation unit value at end of period	$0.96	$0.98	$1.00	$1.02	$1.04	$1.04	$1.02	$0.99	$0.99
Number of accumulation units outstanding at end of period (000 omitted)	6	5	61	73	353	—	7	4	—

Columbia Variable Portfolio – Diversified Bond Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.23	$1.17	$1.11	$0.99	$1.08	$1.05	$1.03	$1.03	$1.00
Accumulation unit value at end of period	$1.29	$1.23	$1.17	$1.11	$0.99	$1.08	$1.05	$1.03	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	5	5	11	59	105	66	40	—	—

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.22	$1.31	$1.15	$0.92	$1.58	$1.50	$1.28	$1.15	$1.00
Accumulation unit value at end of period	$1.36	$1.22	$1.31	$1.15	$0.92	$1.58	$1.50	$1.28	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	22	23	28	51	82	160	181	83	—

Columbia Variable Portfolio – Emerging Markets Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.88	$2.44	$2.08	$1.22	$2.70	$2.00	$1.52	$1.16	$1.00
Accumulation unit value at end of period	$2.22	$1.88	$2.44	$2.08	$1.22	$2.70	$2.00	$1.52	$1.16
Number of accumulation units outstanding at end of period (000 omitted)	5	5	7	8	18	32	46	24	3

Columbia Variable Portfolio – High Income Fund (Class 2)* (04/28/2006)
Accumulation unit value at beginning of period	$1.25	$1.20	$1.09	$0.78	$1.06	$1.06	$1.00	—	—
Accumulation unit value at end of period	$1.40	$1.25	$1.20	$1.09	$0.78	$1.06	$1.06	—	—
Number of accumulation units outstanding at end of period (000 omitted)	2	2	2	2	7	42	70	—	—
*Columbia Variable Portfolio – High Income Fund (Class 2) is scheduled to be merged into Columbia Variable Portfolio – Income Opportunities Fund (Class 2) on April 29, 2013.

Columbia Variable Portfolio – High Yield Bond Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.51	$1.46	$1.31	$0.87	$1.19	$1.19	$1.10	$1.08	$1.00
Accumulation unit value at end of period	$1.70	$1.51	$1.46	$1.31	$0.87	$1.19	$1.19	$1.10	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	1	1	1	1	6	38	55	30	4

Columbia Variable Portfolio – Income Opportunities Fund (Class 3) (06/01/2004)
Accumulation unit value at beginning of period	$1.49	$1.43	$1.30	$0.93	$1.17	$1.17	$1.10	$1.09	$1.00
Accumulation unit value at end of period	$1.67	$1.49	$1.43	$1.30	$0.93	$1.17	$1.17	$1.10	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	1	1	4	14	23	31	14	—	—

Columbia Variable Portfolio – International Opportunity Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.18	$1.37	$1.23	$0.99	$1.70	$1.54	$1.27	$1.14	$1.00
Accumulation unit value at end of period	$1.35	$1.18	$1.37	$1.23	$0.99	$1.70	$1.54	$1.27	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Columbia Variable Portfolio – Large Cap Growth Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$0.98	$1.04	$0.91	$0.68	$1.24	$1.23	$1.13	$1.07	$1.00
Accumulation unit value at end of period	$1.16	$0.98	$1.04	$0.91	$0.68	$1.24	$1.23	$1.13	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	1	1	1	1	1	—	—	—	—

Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.00	$0.98	$0.85	$0.70	$1.24	$1.23	$1.09	$1.05	$1.00
Accumulation unit value at end of period	$1.12	$1.00	$0.98	$0.85	$0.70	$1.24	$1.23	$1.09	$1.05
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	2	14	21	19

Columbia Variable Portfolio – Marsico Growth Fund (Class 1) (05/01/2007)
Accumulation unit value at beginning of period	$0.93	$0.97	$0.82	$0.66	$1.12	$1.00	—	—	—
Accumulation unit value at end of period	$1.02	$0.93	$0.97	$0.82	$0.66	$1.12	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	1	10	35	35	43	—	—	—

RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS 203

Variable account charges of 2.20% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004

Columbia Variable Portfolio – Marsico International Opportunities Fund (Class 2) (05/01/2007)
Accumulation unit value at beginning of period	$0.70	$0.86	$0.77	$0.57	$1.13	$1.00	—	—	—
Accumulation unit value at end of period	$0.81	$0.70	$0.86	$0.77	$0.57	$1.13	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Columbia Variable Portfolio – Mid Cap Value Opportunity Fund (Class 3) (05/01/2007)
Accumulation unit value at beginning of period	$0.79	$0.88	$0.73	$0.53	$0.99	$1.00	—	—	—
Accumulation unit value at end of period	$0.91	$0.79	$0.88	$0.73	$0.53	$0.99	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Columbia Variable Portfolio – S&P 500 Index Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.08	$1.09	$0.97	$0.79	$1.28	$1.24	$1.10	$1.08	$1.00
Accumulation unit value at end of period	$1.22	$1.08	$1.09	$0.97	$0.79	$1.28	$1.24	$1.10	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Columbia Variable Portfolio – Small Cap Value Fund (Class 2) (04/30/2004)
Accumulation unit value at beginning of period	$1.30	$1.42	$1.15	$0.94	$1.34	$1.40	$1.20	$1.16	$1.00
Accumulation unit value at end of period	$1.42	$1.30	$1.42	$1.15	$0.94	$1.34	$1.40	$1.20	$1.16
Number of accumulation units outstanding at end of period (000 omitted)	—	—	3	16	18	30	—	—	—

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.02	$1.02	$1.02	$0.98	$1.03	$1.00	$0.99	$0.99	$1.00
Accumulation unit value at end of period	$1.01	$1.02	$1.02	$1.02	$0.98	$1.03	$1.00	$0.99	$0.99
Number of accumulation units outstanding at end of period (000 omitted)	3	3	3	14	21	—	9	5	—

Credit Suisse Trust – Commodity Return Strategy Portfolio (05/01/2007)
Accumulation unit value at beginning of period	$0.81	$0.95	$0.83	$0.71	$1.10	$1.00	—	—	—
Accumulation unit value at end of period	$0.78	$0.81	$0.95	$0.83	$0.71	$1.10	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Dreyfus Variable Investment Fund International Equity Portfolio, Service Shares (05/01/2007)
Accumulation unit value at beginning of period	$0.67	$0.80	$0.75	$0.61	$1.09	$1.00	—	—	—
Accumulation unit value at end of period	$0.80	$0.67	$0.80	$0.75	$0.61	$1.09	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Dreyfus Variable Investment Fund International Value Portfolio, Service Shares (04/30/2004)
Accumulation unit value at beginning of period	$0.96	$1.20	$1.18	$0.92	$1.51	$1.49	$1.24	$1.14	$1.00
Accumulation unit value at end of period	$1.05	$0.96	$1.20	$1.18	$0.92	$1.51	$1.49	$1.24	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Eaton Vance VT Floating-Rate Income Fund (05/01/2007)
Accumulation unit value at beginning of period	$1.05	$1.05	$0.98	$0.70	$0.98	$1.00	—	—	—
Accumulation unit value at end of period	$1.11	$1.05	$1.05	$0.98	$0.70	$0.98	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	2	15	27	13	—	—	—

Fidelity® VIP Contrafund® Portfolio Service Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.27	$1.34	$1.17	$0.88	$1.58	$1.37	$1.26	$1.10	$1.00
Accumulation unit value at end of period	$1.45	$1.27	$1.34	$1.17	$0.88	$1.58	$1.37	$1.26	$1.10
Number of accumulation units outstanding at end of period (000 omitted)	25	26	31	38	83	177	296	101	8

Fidelity® VIP Investment Grade Bond Portfolio Service Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.25	$1.19	$1.13	$1.00	$1.06	$1.04	$1.03	$1.03	$1.00
Accumulation unit value at end of period	$1.29	$1.25	$1.19	$1.13	$1.00	$1.06	$1.04	$1.03	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	11	10	13	36	65	166	215	115	19

Fidelity® VIP Mid Cap Portfolio Service Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.53	$1.76	$1.40	$1.02	$1.73	$1.53	$1.40	$1.21	$1.00
Accumulation unit value at end of period	$1.72	$1.53	$1.76	$1.40	$1.02	$1.73	$1.53	$1.40	$1.21
Number of accumulation units outstanding at end of period (000 omitted)	5	5	6	13	23	38	39	16	—

Fidelity® VIP Overseas Portfolio Service Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.02	$1.26	$1.14	$0.92	$1.68	$1.47	$1.27	$1.10	$1.00
Accumulation unit value at end of period	$1.20	$1.02	$1.26	$1.14	$0.92	$1.68	$1.47	$1.27	$1.10
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	1	2	5	6	5

FTVIPT Franklin Income Securities Fund – Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.31	$1.31	$1.19	$0.90	$1.30	$1.29	$1.11	$1.12	$1.00
Accumulation unit value at end of period	$1.45	$1.31	$1.31	$1.19	$0.90	$1.30	$1.29	$1.11	$1.12
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

FTVIPT Templeton Global Bond Securities Fund – Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.72	$1.77	$1.58	$1.36	$1.31	$1.21	$1.10	$1.16	$1.00
Accumulation unit value at end of period	$1.94	$1.72	$1.77	$1.58	$1.36	$1.31	$1.21	$1.10	$1.16
Number of accumulation units outstanding at end of period (000 omitted)	3	3	5	18	34	64	78	39	8

 204  RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS

Variable account charges of 2.20% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004

FTVIPT Templeton Growth Securities Fund – Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$0.98	$1.08	$1.03	$0.80	$1.42	$1.42	$1.19	$1.12	$1.00
Accumulation unit value at end of period	$1.16	$0.98	$1.08	$1.03	$0.80	$1.42	$1.42	$1.19	$1.12
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Goldman Sachs VIT Mid Cap Value Fund – Institutional Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.36	$1.48	$1.21	$0.93	$1.51	$1.49	$1.32	$1.19	$1.00
Accumulation unit value at end of period	$1.57	$1.36	$1.48	$1.21	$0.93	$1.51	$1.49	$1.32	$1.19
Number of accumulation units outstanding at end of period (000 omitted)	7	7	12	17	30	58	65	28	3

Goldman Sachs VIT Structured U.S. Equity Fund – Institutional Shares (05/01/2007)
Accumulation unit value at beginning of period	$0.77	$0.75	$0.68	$0.58	$0.93	$1.00	—	—	—
Accumulation unit value at end of period	$0.86	$0.77	$0.75	$0.68	$0.58	$0.93	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Invesco V.I. American Franchise Fund, Series II Shares (04/27/2012)
Accumulation unit value at beginning of period	$1.00	—	—	—	—	—	—	—	—
Accumulation unit value at end of period	$0.96	—	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Invesco V.I. Comstock Fund, Series II Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.06	$1.11	$0.98	$0.78	$1.24	$1.30	$1.15	$1.13	$1.00
Accumulation unit value at end of period	$1.24	$1.06	$1.11	$0.98	$0.78	$1.24	$1.30	$1.15	$1.13
Number of accumulation units outstanding at end of period (000 omitted)	29	31	34	42	78	192	235	119	13

Invesco V.I. Global Health Care Fund, Series II Shares (05/01/2007)
Accumulation unit value at beginning of period	$0.93	$0.91	$0.89	$0.71	$1.02	$1.00	—	—	—
Accumulation unit value at end of period	$1.09	$0.93	$0.91	$0.89	$0.71	$1.02	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Invesco V.I. International Growth Fund, Series II Shares (05/01/2007)
Accumulation unit value at beginning of period	$0.80	$0.88	$0.80	$0.60	$1.04	$1.00	—	—	—
Accumulation unit value at end of period	$0.90	$0.80	$0.88	$0.80	$0.60	$1.04	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	3	23	20	22	—	—	—

Invesco V.I. Mid Cap Growth Fund, Series II Shares (04/27/2012)
Accumulation unit value at beginning of period	$1.00	—	—	—	—	—	—	—	—
Accumulation unit value at end of period	$0.97	—	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Janus Aspen Series Janus Portfolio: Service Shares (05/01/2007)
Accumulation unit value at beginning of period	$0.85	$0.92	$0.82	$0.62	$1.05	$1.00	—	—	—
Accumulation unit value at end of period	$0.98	$0.85	$0.92	$0.82	$0.62	$1.05	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	1	7	33	38	55	—	—	—

MFS® Total Return Series – Service Class (04/30/2004)
Accumulation unit value at beginning of period	$1.13	$1.13	$1.06	$0.92	$1.21	$1.19	$1.09	$1.08	$1.00
Accumulation unit value at end of period	$1.22	$1.13	$1.13	$1.06	$0.92	$1.21	$1.19	$1.09	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

MFS® Utilities Series – Service Class (04/30/2004)
Accumulation unit value at beginning of period	$2.06	$1.98	$1.78	$1.37	$2.25	$1.81	$1.41	$1.24	$1.00
Accumulation unit value at end of period	$2.28	$2.06	$1.98	$1.78	$1.37	$2.25	$1.81	$1.41	$1.24
Number of accumulation units outstanding at end of period (000 omitted)	—	—	2	—	—	—	—	—	—

Morgan Stanley UIF Global Real Estate Portfolio, Class II Shares (05/01/2007)
Accumulation unit value at beginning of period	$0.67	$0.76	$0.64	$0.46	$0.84	$1.00	—	—	—
Accumulation unit value at end of period	$0.85	$0.67	$0.76	$0.64	$0.46	$0.84	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	1	6	9	11	—	—	—

Morgan Stanley UIF Mid Cap Growth Portfolio, Class II Shares (05/01/2007)
Accumulation unit value at beginning of period	$1.05	$1.16	$0.90	$0.58	$1.12	$1.00	—	—	—
Accumulation unit value at end of period	$1.12	$1.05	$1.16	$0.90	$0.58	$1.12	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Oppenheimer Capital Appreciation Fund/VA, Service Shares (04/30/2004)
Accumulation unit value at beginning of period	$0.98	$1.02	$0.95	$0.68	$1.27	$1.14	$1.08	$1.06	$1.00
Accumulation unit value at end of period	$1.09	$0.98	$1.02	$0.95	$0.68	$1.27	$1.14	$1.08	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	12	12	12	11	19	57	87	48	8

Oppenheimer Global Fund/VA, Service Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.23	$1.37	$1.21	$0.89	$1.53	$1.47	$1.28	$1.15	$1.00
Accumulation unit value at end of period	$1.46	$1.23	$1.37	$1.21	$0.89	$1.53	$1.47	$1.28	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS 205

Variable account charges of 2.20% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004

Oppenheimer Global Strategic Income Fund/VA, Service Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.29	$1.31	$1.16	$1.00	$1.20	$1.12	$1.07	$1.07	$1.00
Accumulation unit value at end of period	$1.42	$1.29	$1.31	$1.16	$1.00	$1.20	$1.12	$1.07	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	5	6	10	34	60	120	136	68	12

Oppenheimer Main Street Small Cap Fund®/VA, Service Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.26	$1.32	$1.10	$0.82	$1.35	$1.40	$1.25	$1.16	$1.00
Accumulation unit value at end of period	$1.45	$1.26	$1.32	$1.10	$0.82	$1.35	$1.40	$1.25	$1.16
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

PIMCO VIT All Asset Portfolio, Advisor Class (05/01/2007)
Accumulation unit value at beginning of period	$1.11	$1.11	$1.01	$0.85	$1.03	$1.00	—	—	—
Accumulation unit value at end of period	$1.24	$1.11	$1.11	$1.01	$0.85	$1.03	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	1	5	25	43	46	—	—	—

Variable Portfolio – Aggressive Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.05	$1.11	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.17	$1.05	$1.11	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Variable Portfolio – Aggressive Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.06	$1.11	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.17	$1.06	$1.11	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	221	223	266	—	—	—	—	—	—

Variable Portfolio – BlackRock Global Inflation-Protected Securities Fund (Class 3) (05/01/2006)
Accumulation unit value at beginning of period	$1.21	$1.12	$1.10	$1.06	$1.08	$1.02	$1.00	—	—
Accumulation unit value at end of period	$1.25	$1.21	$1.12	$1.10	$1.06	$1.08	$1.02	—	—
Number of accumulation units outstanding at end of period (000 omitted)	3	3	6	29	44	38	29	—	—

Variable Portfolio – Conservative Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.05	$1.04	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.10	$1.05	$1.04	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Variable Portfolio – Conservative Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.05	$1.04	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.10	$1.05	$1.04	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Variable Portfolio – Moderate Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.06	$1.08	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.15	$1.06	$1.08	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	47	47	47	—	—	—	—	—	—

Variable Portfolio – Moderate Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.06	$1.08	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.15	$1.06	$1.08	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	227	239	257	—	—	—	—	—	—

Variable Portfolio – Moderately Aggressive Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.06	$1.10	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.17	$1.06	$1.10	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Variable Portfolio – Moderately Aggressive Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.06	$1.10	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.17	$1.06	$1.10	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	69	—	—	—	—	—	—

Variable Portfolio – Moderately Conservative Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.06	$1.06	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.12	$1.06	$1.06	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Variable Portfolio – Moderately Conservative Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.06	$1.06	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.13	$1.06	$1.06	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	61	61	61	—	—	—	—	—	—

Variable Portfolio – Partners Small Cap Value Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.32	$1.41	$1.16	$0.87	$1.30	$1.40	$1.19	$1.15	$1.00
Accumulation unit value at end of period	$1.47	$1.32	$1.41	$1.16	$0.87	$1.30	$1.40	$1.19	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	10	10	10	11	17	56	72	43	5

 206  RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS

Variable account charges of 2.20% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004

Variable Portfolio – Sit Dividend Growth Fund (Class 3) (05/01/2007)
Accumulation unit value at beginning of period	$0.78	$0.83	$0.76	$0.59	$0.98	$1.00	—	—	—
Accumulation unit value at end of period	$0.85	$0.78	$0.83	$0.76	$0.59	$0.98	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	1	6	38	35	41	—	—	—

Variable Portfolio – Victory Established Value Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.14	$1.25	$1.05	$0.78	$1.26	$1.22	$1.08	$1.09	$1.00
Accumulation unit value at end of period	$1.31	$1.14	$1.25	$1.05	$0.78	$1.26	$1.22	$1.08	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Wanger International (04/30/2004)
Accumulation unit value at beginning of period	$1.73	$2.07	$1.70	$1.16	$2.17	$1.91	$1.42	$1.20	$1.00
Accumulation unit value at end of period	$2.06	$1.73	$2.07	$1.70	$1.16	$2.17	$1.91	$1.42	$1.20
Number of accumulation units outstanding at end of period (000 omitted)	6	7	7	13	22	46	61	32	3

Wanger USA (04/30/2004)
Accumulation unit value at beginning of period	$1.27	$1.35	$1.12	$0.80	$1.36	$1.32	$1.25	$1.15	$1.00
Accumulation unit value at end of period	$1.49	$1.27	$1.35	$1.12	$0.80	$1.36	$1.32	$1.25	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	6	6	8	14	18	49	56	28	4

RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS 207

Table of Contents of the Statement of Additional Information

Calculating Annuity Payouts	p. 3

Rating Agencies	p. 4

Revenues Received During Calendar Year 2012	p. 4

Principal Underwriter	p. 5

Independent Registered Public Accounting Firms	p. 5

Condensed Financial Information (Unaudited)	p. 6

Financial Statements

 208  RIVERSOURCE SIGNATURE ONE SELECT VARIABLE ANNUITY — PROSPECTUS

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RiverSource Life Insurance Company
829 Ameriprise Financial Center
Minneapolis, MN 55474
1-800-333-3437

RiverSource Distributors, Inc. (Distributor), Member FINRA.
Insurance and annuity products are issued by RiverSource Life Insurance Company.

©2008-2013 RiverSource Life Insurance Company. All rights reserved.
45301 P (4/13)

Prospectus

April 29, 2013

RiverSource® Signature Select Variable Annuity

INDIVIDUAL FLEXIBLE PREMIUM DEFERRED COMBINATION FIXED/VARIABLE ANNUITY

Issued by:	RiverSource Life Insurance Company (RiverSource Life)

829 Ameriprise Financial Center
Minneapolis, MN 55474
Telephone: 1-800-333-3437
(Corporate Office)
RiverSource Variable Annuity Account/RiverSource MVA Account

New contracts are not currently being offered.

This prospectus describes two versions of the contract: the Current Contract (applications signed on or after Nov. 30, 2009, subject to state availability) and the Original Contract (applications signed prior to Nov. 30, 2009, or in states where the Current Contract was unavailable). The information in this prospectus applies to both contracts unless stated otherwise.

This prospectus contains information that you should know before investing. Prospectuses are also available for:

AllianceBernstein Variable Products Series Fund, Inc. (Class B)
American Century® Variable Portfolios, Inc., Class II
Columbia Funds Variable Insurance Trust
Columbia Funds Variable Series Trust II
Credit Suisse Trust
Dreyfus Variable Investment Fund, Service Share Class
Eaton Vance Variable Trust (VT)
Fidelity® Variable Insurance Products Service Class 2
Franklin® Templeton® Variable Insurance Products
  Trust (FTVIPT) – Class 2
Goldman Sachs Variable Insurance Trust (VIT)
Invesco Variable Insurance Funds
Janus Aspen Series: Service Shares
Legg Mason Partners Variable Equity Trust
MFS® Variable Insurance Trustsm – Service Class
Morgan Stanley Universal Institutional Funds (UIF)
Oppenheimer Variable Account Funds, Service Shares
PIMCO Variable Insurance Trust (VIT)
Putnam Variable Trust – Class IB Shares
Wanger Advisors Trust

Some funds may not be available in your contract. Please read the prospectuses carefully and keep them for future reference.

The Securities and Exchange Commission (SEC) has not approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

An investment in this contract is not a deposit of a bank or financial institution and is not insured or guaranteed by the Federal Deposit Insurance Corporation (FDIC) or any other government agency. An investment in this contract involves investment risk including the possible loss of principal.

A Statement of Additional Information (SAI), dated the same date as this prospectus, is incorporated by reference into this prospectus. It is filed with the SEC and is available without charge by contacting RiverSource Life at the telephone number and address listed above. The table of contents of the SAI is on the last page of this prospectus. The SEC maintains an Internet site. This prospectus, the SAI and other information about the product are available on the EDGAR Database on the SEC’s Internet site at (http://www.sec.gov).

Variable annuities are insurance products that are complex investment vehicles. Before you invest, be sure to ask your investment professional about the variable annuity’s features, benefits, risks and fees, and whether the variable annuity is appropriate for you, based upon your financial situation and objectives.

The contracts and/or certain optional benefits described in this prospectus may not be available in all jurisdictions. This prospectus constitutes an offering or solicitation only in those jurisdictions where such offering or solicitation may lawfully be made. State variations are covered in a special contract form used in that state. This prospectus provides a general description of the contract. Your actual contract and any riders or endorsements are the controlling documents.

RiverSource Life has not authorized any person to give any information or to make any representations regarding the contract other than those contained in this prospectus or the fund prospectuses. Do not rely on any such information or representations.

RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS 1

RiverSource Life offers other variable annuity contracts in addition to the contracts described in this prospectus which your investment professional may or may not be authorized to offer to you. Each annuity has different features and optional benefits that may be appropriate for you based on your individual financial situation and needs, your age and how you intend to use the annuity. The different features and benefits may include the investment and fund manager options, variations in interest rate amount and guarantees, credits, surrender charge schedules and access to your annuity account values. The fees and charges you will pay when buying, owning and surrendering money from the contracts we describe in this prospectus may be more or less than the fees and charges of other variable annuities we issue. A securities broker dealer authorized to sell the contracts described in this prospectus (selling firm) may not offer all the variable annuities we issue. In addition, some selling firms may not permit their investment professionals to sell the contracts and/or optional benefits described in this prospectus to persons over a certain age (which may be lower than age limits we set), or may otherwise restrict the sale of the optional benefits described in this prospectus by their investment professionals. You should ask your investment professional about his or her selling firm’s ability to offer you other variable annuities we issue (which might have lower fees and charges than the contracts described in this prospectus), and any limits the selling firm has placed on your investment professional’s ability to offer you the contracts and/or optional riders described in this prospectus.

 2  RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS

Key Terms

These terms can help you understand details about your contract.

Accumulation unit: A measure of the value of each subaccount prior to the application of amounts to an annuity payment plan.

Annuitant: The person or persons on whose life or life expectancy the annuity payouts are based.

Annuitization start date: The date when annuity payments begin according to the applicable annuity payment plan (referred to as “Retirement date” in the Original Contract). Throughout this prospectus when we use the term “Annuitization start date,” it includes the term “Retirement date.”

Annuity payouts: An amount paid at regular intervals under one of several plans.

Assumed investment rate: The rate of return we assume your investments will earn when we calculate your initial annuity payout amount using the annuity table in your contract. The standard assumed investment rate we use is 5% but you may request we substitute an assumed investment rate of 3.5%.

Beneficiary: The person you designate to receive benefits in case of the owner’s death (Current Contract), or owner’s or annuitant’s death (Original Contract) while the contract is in force.

Close of business: The time the New York Stock Exchange (NYSE) closes (4 p.m. Eastern time unless the NYSE closes earlier).

Code: The Internal Revenue Code of 1986, as amended.

Contingent annuitant (Current Contract): The person who becomes the annuitant when the current annuitant dies prior to the annuitization start date. In the case of joint ownership, one owner must also be the contingent annuitant.

Contract: A deferred annuity contract that permits you to accumulate money for retirement by making one or more purchase payments. It provides for lifetime or other forms of payouts beginning at a specified time in the future.

Contract value: The total value of your contract before we deduct any applicable charges.

Contract year: A period of 12 months, starting on the effective date of your contract and on each anniversary of the effective date.

Fixed account: Our general account which includes the regular fixed account and the Special DCA fixed account (Current Contract) or the one-year fixed account and the DCA fixed account (Original Contract). Amounts you allocate to the fixed account earn interest rates we declare periodically.

Funds: Investment options under your contract. You may allocate your purchase payments into subaccounts investing in shares of the funds.

Good order: We cannot process your transaction request relating to the contract until we have received the request in good order at our corporate office. “Good order” means the actual receipt of the requested transaction in writing, along with all information, forms and supporting legal documentation necessary to effect the transaction. To be in “good order,” your instructions must be sufficiently clear so that we do not need to exercise any discretion to follow such instructions. This information and documentation generally includes your completed request; the contract number; the transaction amount (in dollars); the names of and allocations to and/or from the subaccounts and the fixed account affected by the requested transaction; the signatures of all contract owners, exactly as registered on the contract, if necessary; Social Security Number or Taxpayer Identification Number; and any other information, forms or supporting documentation that we may require. With respect to purchase requests, “good order” also generally includes receipt of sufficient payment by us to effect the purchase. We may, in our sole discretion, determine whether any particular transaction request is in good order, and we reserve the right to change or waive any good order requirements at any time.

Guarantee Period: The number of successive 12-month periods that a guaranteed interest rate is credited.

Guarantee Period Accounts (GPAs): These accounts have guaranteed interest rates for guarantee periods we declare when you allocate purchase payments or transfer contract value to a GPA. These guaranteed rates and periods of time may vary by state. Unless an exception applies, transfers or surrenders from a GPA done more than 30 days before the end of the guarantee period will receive a market value adjustment, which may result in a gain or loss of principal.

Market Value Adjustment (MVA): A positive or negative adjustment assessed if any portion of a Guarantee Period Account is surrendered or transferred more than 30 days before the end of its guarantee period.

Owner (you, your): The person or persons identified in the contract as owners(s) of the contract, who has or have the right to control the contract (to decide on investment allocations, transfers, payout options, etc.). Usually, but not always, the owner is

RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS 3

also the annuitant. During the owner’s life, the owner is responsible for taxes, regardless of whether he or she receives the contract’s benefits. The owner or any joint owner may be a nonnatural person (e.g. irrevocable trust or corporation) or a revocable trust. In this case, the annuitant will be deemed to be the owner for contract provisions that are based on the age or life of the owner. When the contract is owned by a revocable trust, the annuitant selected should be the grantor of the trust to assure compliance with Section 72(s) of the Code. Any contract provisions that are based on the age of the owner will be based on the age of the oldest owner. Any ownership change, including continuation of the contract by your spouse under the spousal continuation provision of the contract, redefines “owner”, “you” and “your”.

Qualified annuity: A contract that you purchase to fund one of the following tax-deferred retirement plans that is subject to applicable federal law and any rules of the plan itself:

•	Individual Retirement Annuities (IRAs) including inherited IRAs under Section 408(b) of the Code

•	Roth IRAs including inherited Roth IRAs under Section 408A of the Code

•	Simplified Employee Pension IRA (SEP) plans under Section 408(k) of the Code

•	Custodial and investment only plans under Section 401(a) of the Code

•	Tax-Sheltered Annuity (TSA) rollovers under Section 403(b) of the Code

A qualified annuity will not provide any necessary or additional tax deferral if it is used to fund a retirement plan that is already tax-deferred.

All other contracts are considered nonqualified annuities.

Rider effective date: The date a rider becomes effective as stated in the rider.

RiverSource Life: In this prospectus, “we,” “us,” “our” and “RiverSource Life” refer to RiverSource Life Insurance Company.

Surrender value: The amount you are entitled to receive if you make a full surrender from your contract (referred to as “Withdrawal value” in the Original Contract). It is the contract value minus any applicable charges, plus any positive or negative market value adjustment. Throughout this prospectus when we use the term “Surrender” it includes the term “Withdrawal”.

Valuation date: Any normal business day, Monday through Friday, on which the NYSE is open, up to the close of business. At the close of business, the next valuation date begins. We calculate the accumulation unit value of each subaccount on each valuation date. If we receive your purchase payment or any transaction request (such as a transfer or surrender request) in good order at our corporate office before the close of business, we will process your payment or transaction using the accumulation unit value we calculate on the valuation date we received your payment or transaction request. On the other hand, if we receive your purchase payment or transaction request in good order at our corporate office at or after the close of business, we will process your payment or transaction using the accumulation unit value we calculate on the next valuation date. If you make a transaction request by telephone (including by fax), you must have completed your transaction by the close of business in order for us to process it using the accumulation unit value we calculate on that valuation date. If you were not able to complete your transaction before the close of business for any reason, including telephone service interruptions or delays due to high call volume, we will process your transaction using the accumulation unit value we calculate on the next valuation date.

Variable account: Consists of separate subaccounts to which you may allocate purchase payments; each invests in shares of one fund. The value of your investment in each subaccount changes with the performance of the particular fund.

Withdrawal value: The amount you are entitled to receive if you make a full withdrawal from your contract (referred to as “Surrender value” in the Current Contract). It is the contract value minus any applicable charges, plus any positive or negative market value adjustment. Throughout this prospectus when we use the term “Surrender” it includes the term “Withdrawal”.

 4  RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS

The Contracts in Brief

This prospectus describes two versions of the contract: the Current Contract (applications signed on or after Nov. 30, 2009, subject to state availability) and the Original Contract (applications signed prior to Nov. 30, 2009, or in states where the Current Contract was unavailable). The primary differences are disclosed in the following sections: “Key Terms”, “Expense Summary,” “Buying Your Contract”, “Benefits in Case of Death”, and “Optional Benefits.”

Purpose: These contracts allow you to accumulate money for retirement or a similar long-term goal. You do this by making one or more purchase payments. For the Current Contract, you may allocate your purchase payments to the regular fixed account, the Special DCA fixed account, GPAs and/or subaccounts of the variable account under the contract. For the Original Contract, you may allocate your purchase payments to the one-year fixed account (if part of your contract), the DCA fixed account (if part of your contract), the GPAs and/or subaccounts of the variable account under the contract. When you invest in the subaccounts of the variable account, you risk losing amounts you invest. These accounts, in turn, may earn returns that increase the value of the contract. If the contract value goes to zero due to underlying fund’s performance or deduction of fees, the contract will no longer be in force and the contract (including any death benefit riders) will terminate. You may be able to purchase an optional benefit to reduce the investment risk you assume under the contract. Beginning at a specified time in the future called the annuitization start date, these contracts provide lifetime or other forms of payout of your contract value (less any applicable premium tax and/or other charges).

Buying a contract: We no longer offer new contracts. However, you have the option of making additional purchase payments in the future, subject to certain limitations. Purchase payment amounts and purchase payment timing may be limited under the terms of your contract and/or pursuant to state requirements. (See “Buying Your Contract”).
It may have not been advantageous for you to purchase this contract in exchange for, or in addition to, an existing annuity or life insurance policy. Generally, you can exchange one annuity for another or for a long-term care policy in a “tax-free” exchange under Section 1035 of the Code. You can also do a partial exchange from one annuity contract to another annuity contract, subject to Internal Revenue Service (“IRS”) rules. You also generally can exchange a life insurance policy for an annuity. However, before making an exchange, you should compare both contracts carefully because the features and benefits may be different. Fees and charges may be higher or lower on your old contract than on this contract. You may have to pay a withdrawal charge when you exchange out of your old contract and a new withdrawal charge period will begin when you exchange into this contract. If the exchange does not qualify for Section 1035 treatment, you also may have to pay federal income tax on the distribution. State income taxes may also apply. You should not exchange your old contract for this contract, or buy this contract in addition to your old contract, unless you determine it is in your best interest. (See “Taxes-1035 Exchanges”.)

Tax-deferred retirement plans: Most annuities have a tax-deferred feature. So do many retirement plans under the Code. As a result, when you use a qualified annuity to fund a retirement plan that is tax-deferred, your contract will not provide any necessary or additional tax deferral for that retirement plan. A qualified annuity has features other than tax deferral that may help you reach your retirement goals. In addition, the Code subjects retirement plans to required withdrawals triggered at a certain age. These mandatory withdrawals are called required minimum distributions (“RMDs”). RMDs may reduce the value of certain death benefits and optional riders (see “Taxes — Qualified Annuities — Required Minimum Distributions”). You should consult your tax advisor before you purchase the contract as a qualified annuity for an explanation of the tax implications to you.

Free look period: You may return your contract to your investment professional or to our corporate office within the time stated on the first page of your contract and receive a full refund of the contract value. We will not deduct any contract charges or fees. However, you bear the investment risk from the time of purchase until you return the contract and any positive or negative market value adjustment will apply; the refund amount may be more or less than the payment you made. (Exception: If the law requires, we will refund all of your purchase payments.)

Accounts: Generally, you may allocate purchase payments among the:

•	subaccounts of the variable account, each of which invests in a fund with a particular investment objective. The value of each subaccount varies with the performance of the particular fund in which it invests. We cannot guarantee that the value at the annuitization start date will equal or exceed the total purchase payments you allocate to the subaccounts. (See “The Variable Account and the Funds”).

•	GPAs which earn interest at rates declared when you make an allocation to that account. The required minimum investment in each GPA is $1,000. These accounts may not be available in all states. (See “The Guarantee Period Accounts (GPAs)”)

RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS 5

•	for the Current Contract:

–	regular fixed account, which earns interest at rates that we adjust periodically. There are restrictions on transfers from this account and may be restrictions on the amount you can allocate to this account (see “Buying Your Contract”, “Transfer policies” and “The Regular Fixed Account”).

–	Special DCA fixed account, which earns interest at rates that we adjust periodically. There are restrictions on how long contract value can remain in this account. (See “Special DCA Fixed Account”).

•	for the Original Contract:

–	one-year fixed account, if part of your contract, which earns interest at rates that we adjust periodically. There are restrictions on the amount you can allocate to this account as well as on transfers from this account (see “Buying Your Contract”, “Transfer policies” and “The One-Year Fixed Account”).

–	DCA fixed account, if part of your contract, which earns interest at rates that we adjust periodically. There are restrictions on how long contract value can remain in this account. (See “DCA Fixed Account”).

Transfers: Subject to certain restrictions, you currently may redistribute your contract value among the accounts without charge at any time until the annuitization start date, and once per contract year among the subaccounts after the annuitization start date. Transfers out of the GPAs done more than 30 days before the end of the guarantee period will be subject to an MVA, unless an exception applies. You may establish automated transfers among the accounts. Transfers into the Special DCA fixed account (Current Contract) and DCA fixed account (Original Contract) are not permitted. GPAs, the regular fixed account (Current Contract) and the one-year fixed account (Original Contract) are subject to special restrictions. (See “Making the Most of Your Contract — Transferring Among Accounts”).

Surrenders: You may surrender all or part of your contract value at any time before the annuitization start date. You also may establish automated partial surrenders. Surrenders may be subject to charges and income taxes (including a 10% IRS penalty that may apply if you make surrenders prior to your reaching age 59 1/2) and may have other tax consequences. If you have elected the SecureSource Stages rider or the SecureSource 20 rider, please consider carefully when you take withdrawals. If you take any withdrawals during the 3-year waiting period, your benefits will be set to zero until the end of the waiting period when they will be reset based on your contract value at that time and you will no longer be eligible to receive the 20% credit available under the SecureSource 20 rider or any future rider credits under the SecureSource Stages. Certain other restrictions may apply. (See “Surrenders”).

Optional benefits: You can buy optional benefits with your contract for an additional charge if you meet certain criteria. We offer optional death benefits and optional living benefits. Optional living benefits include: different versions of the guaranteed minimum withdrawal benefits, which permit you to withdraw a guaranteed amount from the contract over a period of time, Accumulation Protector Benefit rider, which provides you with a guaranteed contract value at the end of specified waiting period regardless of the volatility inherent in the investments in the subaccounts, and Income Assurer Benefit rider, which provides you with a guaranteed minimum income regardless of the volatility inherent in the investments in the subaccounts . Guaranteed minimum withdrawal benefits are SecureSource series riders, Guarantor Withdrawal Benefit rider and Guarantor Withdrawal Benefit for Life rider. When used in this prospectus, the term “SecureSource series” includes: the SecureSource Stages 2 riders, the SecureSource Stages riders, the SecureSource 20 riders and the SecureSource riders, except where the SecureSource Stages 2 riders, the SecureSource Stages riders, SecureSource 20 riders and SecureSource riders are specifically referenced and distinguished from other riders in the SecureSource series.

Optional living benefits require the use of a Portfolio Navigator program (PN program) investment option which may limit transfers and allocations; may limit the timing, amount and allocation of purchase payments; and may limit the amount of surrenders that can be taken under the optional benefit during a contract year. For more information on optional living benefits, please see “Optional Benefits — Optional Living Benefits”. Optional benefits vary by state and may have eligibility requirements.

We offer the following optional death benefits: MAV Death Benefit, 5% Accumulation Death Benefit, Enhanced Death Benefit, Benefit Protector Death Benefit rider and Benefit Protector Plus Death Benefit rider. Benefit Protector Death Benefit rider and Benefit Protector Plus Death Benefit rider are intended to provide an additional benefit to your beneficiary to help offset expenses after your death such as funeral expenses or federal and state taxes.

Benefits in case of death: For the Current Contract, if you die before the annuitization start date, we will pay the beneficiary an amount based on the applicable death benefit. For the Original Contract, if you or the annuitant die before the annuitization start date, we will pay the beneficiary an amount based on the applicable death benefit. (See “Benefits in Case of Death”).

Annuity payouts: You can apply your contract value, after reflecting any adjustments, to an annuity payout plan that begins on the annuitization start date. You may choose from a variety of plans to make sure that payouts continue as long as you like. The payout schedule must meet IRS requirements. We can make payouts on a fixed or variable basis, or both. During the

 6  RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS

annuity payout period, your choices for subaccounts may be limited. The GPAs, the Special DCA fixed account (Current Contract) and the DCA fixed accounts (Original Contract) are not available after the annuitization start date. (See “The Annuity Payout Period”).

RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS 7

Expense Summary

The following tables describe the fees and expenses that you will pay when buying, owning and making a surrender from these contracts. The first table describes the fees and expenses that you will pay at the time that you buy the contract or may pay when you make a surrender from one of these contracts. State premium taxes also may be deducted.

Current contract:

(applications signed on or after Nov. 30, 2009, subject to state availability)

CONTRACT OWNER TRANSACTION EXPENSES

Surrender charge

(Contingent deferred sales charge as a percentage of purchase payments surrendered)

Number of completed years	Surrender charge percentage
from date of each purchase payment*	applied to each purchase payment

0	7%

1	7

2	6

3	6

4	5

5	4

6	2

Thereafter	0

*	According to our current administrative practice, for the purpose of surrender charge calculation, we consider that the year is completed one day prior to the anniversary of the day each purchase payment was received.

Surrender charge under Annuity Payout Plan E — Payouts for a specified period: If you are receiving variable annuity payments under this annuity payout plan, you can choose to take a surrender. The amount that you can surrender is the present value of any remaining variable payouts. The discount rate we use in the calculation will be 5.17% for the assumed investment return of 3.5% and 6.67% for the assumed investment return of 5.0%. The surrender charge equals the present value of the remaining payouts using the assumed investment return minus the present value of the remaining payouts using the discount rate. (See “Charges — Surrender Charge” and “The Annuity Payout Period — Annuity Payout Plans.”)

The next tables describe the fees and expenses that you will pay periodically during the time that you own the contract, not including fund fees and expenses.

Annual contract administrative charge	Maximum: $50	Current: $40

Annual contract administrative charge if your contract value equals or exceeds $50,000	Maximum: $20	Current: $0

Contract administrative charge at full surrender	Maximum: $50	Current: $40

ANNUAL VARIABLE ACCOUNT EXPENSES
(As a percentage of average daily subaccount value.)

You must choose one of the death benefit guarantees. The death benefit you choose determines the mortality and expense risk fee you pay. The table below shows the death benefit guarantees available to you and their cost. The variable account administrative charge is in addition to the mortality and expense risk fee.

	Mortality and	Variable account	Total variable
	expense risk fee	administrative charge	account expense

CV Death Benefit*	1.30%	0.15%	1.45%

ROPP Death Benefit	1.30	0.15	1.45

MAV Death Benefit	1.55	0.15	1.70

5% Accumulation Death Benefit	1.70	0.15	1.85

Enhanced Death Benefit	1.75	0.15	1.90

*	CV Death Benefit is available only after an ownership change or spousal continuation if any owner or spouse who continues the contract is over age 85 and therefore cannot qualify for the ROPP death benefit.

 8  RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS

OTHER ANNUAL EXPENSES

Optional Death Benefits
If eligible, you may have selected an optional death benefit in addition to the ROPP and MAV Death Benefits. The fees apply only if you have selected one of these benefits.

Benefit Protector® Death Benefit rider fee	0.25%

Benefit Protector® Plus Death Benefit rider fee	0.40%

(As a percentage of the contract value charged annually on the contract anniversary.)

Optional Living Benefits
If eligible, you may have selected one of the following optional living benefits if available in your state. The optional living benefits require participation in the PN program. The fees apply only if you have selected one of these benefits.

SecureSource Stages 2sm – Single life rider fee	Maximum: 1.75%	Current: 0.95%

SecureSource Stages 2sm – Joint life rider fee	Maximum: 2.25%	Current: 1.15%

(Charged annually on the contract anniversary as a percentage of contract value or the total Benefit Base, whichever is greater.)

Accumulation Protector Benefit® rider fee	Maximum: 1.75%	Current: 1.50%(1)

(Charged annually on the contract anniversary as a percentage of the contract value or the Minimum Contract Accumulation Value, whichever is greater.)

(1)	For contract applications signed prior to Oct. 4, 2010 and for elective step ups or the elective spousal continuation step ups on or after Oct. 20, 2012, the following charges apply:

	Initial annual rider fee	Current rider fee for
	and fee for elective step ups	elective step ups
For applications signed:	before 10/20/12	on or after 10/20/12

May 3, 2010 – July 18, 2010	0.95%	1.75%

July 19, 2010 – Oct. 3, 2010	1.10%	1.75%

Oct. 4, 2010 through Dec. 31, 2010	1.50%	1.75%

SecureSource® Stages – Single life rider fee	Maximum: 2.00%	Current: 1.10%

SecureSource® Stages – Joint life rider fee	Maximum: 2.50%	Current: 1.35%

(Charged annually on the contract anniversary as a percentage of the contract value or the Benefit Base, whichever is greater.)

Original contract:

(applications signed prior to Nov. 30, 2009 or in states where the Current Contract was not available)

CONTRACT OWNER TRANSACTION EXPENSES

Surrender charge

(Contingent deferred sales charge as a percentage of purchase payments surrendered)

Number of completed years	Surrender charge percentage
from date of each purchase payment*	applied to each purchase payment

0	7%

1	7

2	6

3	6

4	5

5	4

6	2

Thereafter	0

*	According to our current administrative practice, for the purpose of surrender charge calculation, we consider that the year is completed one day prior to the anniversary of the day each purchase payment was received.

Surrender charge under Annuity Payout Plan E — Payouts for a specified period: Under this annuity payout plan, you can choose to take a surrender. The amount that you can surrender is the present value of any remaining variable payouts. The discount rate we use in the calculation will be 5.17% if the assumed investment rate is 3.5% and 6.67% if the assumed investment rate is 5%. The surrender charge equals the present value of the remaining payouts using the assumed investment

RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS 9

rate minus the present value of the remaining payouts using the discount rate. (See Charges — Surrender Charge and The Annuity Payout Period — Annuity Payout Plans.)

The next tables describe the fees and expenses that you will pay periodically during the time that you own the contract, not including fund fees and expenses.

Annual contract administrative charge and at full surrender	$40

(We will waive this charge when your contract value is $50,000 or more on the current contract anniversary except at full surrender)

ANNUAL VARIABLE ACCOUNT EXPENSES
(As a percentage of average daily subaccount value.)

You must choose one of the death benefit guarantees. The death benefit you choose determines the mortality and expense risk fee you pay. The table below shows the death benefit guarantees available to you and their cost. The variable account administrative charge is in addition to the mortality and expense risk fee.

	Mortality and	Variable account	Total variable
	expense risk fee	administrative charge	account expense

ROP Death Benefit	1.30%	0.15%	1.45%

MAV Death Benefit	1.50	0.15	1.65

5% Accumulation Death Benefit	1.65	0.15	1.80

Enhanced Death Benefit	1.70	0.15	1.85

OTHER ANNUAL EXPENSES

Optional Death Benefits
If eligible, you may have selected an optional death benefit in addition to the ROP and MAV Death Benefits. The fees apply only if you select one of these benefits.

Benefit Protector® Death Benefit rider fee	0.25%

Benefit Protector® Plus Death Benefit rider fee	0.40%

(As a percentage of the contract value charged annually on the contract anniversary.)

Optional Living Benefits
If eligible, you may have selected one of the following optional living benefits, if available in your state. The fees apply only if you elected one of these benefits when you purchased your contract. Each optional living benefit requires participation in the PN program.

Accumulation Protector Benefit® rider fee	Maximum: 1.75%	Current: 0.95%(1)

(Charged annually on the contract anniversary as a percentage of the contract value or the Minimum Contract Accumulation Value, whichever is greater.)

(1)	For contract applications signed prior to May 31, 2009 and for elective step ups or elective spousal continuation step ups on or after April 29, 2013, the following charges apply:

	Initial annual rider fee	Current rider fee for
	and fee for elective step ups	elective step ups
For applications signed:	before 04/29/13	on or after 04/29/13

Prior to Jan. 26, 2009	0.55%	1.75%

Jan. 26, 2009 – May 31, 2009	0.80%	1.75%

For applications signed on or after Aug. 10, 2009 but prior to Nov. 30, 2009, subject to state availability, or in states where the Current Contract was not available:

SecureSource® 20 – Single life rider fee	Maximum: 2.00%	Current: 1.25%

SecureSource® 20 – Joint life rider fee	Maximum: 2.50%	Current: 1.55%

(Charged annually on the contract anniversary as a percentage of the contract value or the total Remaining Benefit Amount, whichever is greater.)

For applications signed on or after Jan. 26, 2009, but prior to Aug. 10, 2009, or in states where the Current Contract and SecureSource 20 were not available:

SecureSource® – Single life rider fee	Maximum: 2.00%	Current: 1.10%

SecureSource® – Joint life rider fee	Maximum: 2.50%	Current: 1.40%

(Charged annually on the contract anniversary as a percentage of the contract value or the total Remaining Benefit Amount, whichever is greater.)

 10  RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS

For applications signed on or after June 1, 2008, but prior to Jan. 26, 2009:

SecureSource® – Single life rider fee	Maximum: 1.50%	Current: 0.75%

SecureSource® – Joint life rider fee	Maximum: 1.75%	Current: 0.95%

(Charged annually on the contract anniversary as a percentage of the contract value or the total Remaining Benefit Amount, whichever is greater.)

For applications signed prior to June 1, 2008:

SecureSource® – Single life rider fee	Maximum: 1.50%	Current: 0.65%

SecureSource® – Joint life rider fee	Maximum: 1.75%	Current: 0.85%

(Charged annually on the contract anniversary as a percentage of the contract value or the total Remaining Benefit Amount, whichever is greater.)

Guarantor Withdrawal Benefit for Life® rider fee	Maximum: 1.50%	Current: 0.65%

(Charged annually on the contract anniversary as a percentage of the contract value or the total Remaining Benefit Amount, whichever is greater.)

Guarantor® Withdrawal Benefit rider fee	Maximum: 1.50%	Current: 0.55%

(As a percentage of contract value charged annually on the contract anniversary.)

Income Assurer Benefit® – MAV rider fee	Maximum: 1.50%	Current: 0.30%(1)

Income Assurer Benefit® – 5% Accumulation Benefit Base rider fee	Maximum: 1.75%	Current: 0.60%(1)

Income Assurer Benefit® – Greater of MAV or 5% Accumulation Benefit Base rider fee	Maximum: 2.00%	Current: 0.65%(1)

(As a percentage of the guaranteed income benefit base charged annually on the contract anniversary.)

(1)	For applications signed prior to Oct. 7, 2004, the following current annual rider charges apply: Income Assurer Benefit – MAV — 0.55%, Income Assurer Benefit – 5% Accumulation Benefit Base — 0.70%; and Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base — 0.75%.

RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS 11

ANNUAL OPERATING EXPENSES OF THE FUNDS
The next two tables describe the operating expenses of the funds that you may pay periodically during the time that you own the contract. These operating expenses are for the fiscal year ended Dec. 31, 2012, unless otherwise noted. The first table shows the minimum and maximum total operating expenses charged by the funds. The second table shows the total operating expenses charged by each fund. More detail concerning each fund’s fees and expenses is contained in the prospectus for each fund.

Minimum and maximum annual operating expenses for the funds

(Including management fee, distribution and/or service (12b-1) fees and other expenses)(1)

	Minimum	Maximum

Total expenses before fee waivers and/or expense reimbursements	0.45%	1.71%

(1)	Each fund deducts management fees and other expenses from fund assets. Fund assets include amounts you allocate to a particular fund. Funds may also charge 12b-1 fees that are used to finance any activity that is primarily intended to result in the sale of fund shares. Because 12b-1 fees are paid out of fund assets on an ongoing basis, you may pay more if you select subaccounts investing in funds that have adopted 12b-1 plans than if you select subaccounts investing in funds that have not adopted 12b-1 plans. The fund or the fund’s affiliates may pay us or our affiliates for promoting and supporting the offer, sale and servicing of fund shares. In addition, the fund’s distributor and/or investment adviser, transfer agent or their affiliates may pay us or our affiliates for various services we or our affiliates provide. The amount of these payments will vary by fund and may be significant. See “The Variable Account and the Funds” for additional information, including potential conflicts of interest these payments may create. For a more complete description of each fund’s fees and expenses and important disclosure regarding payments the fund and/or its affiliates make, please review the fund’s prospectus and SAI.

Total annual operating expenses for each fund*

(Before fee waivers and/or expense reimbursements, if applicable, as a percentage of average daily net assets)

				Acquired fund	Gross total
	Management	12b-1	Other	fees and	annual
Fund name**	fees	fees	expenses	expenses***	expenses

AllianceBernstein VPS Balanced Wealth Strategy Portfolio (Class B)	0.55%	0.25%	0.10%	—%	0.90%

AllianceBernstein VPS Global Thematic Growth Portfolio (Class B)	0.75	0.25	0.24	—	1.24

AllianceBernstein VPS Growth and Income Portfolio (Class B)	0.55	0.25	0.05	—	0.85

AllianceBernstein VPS International Value Portfolio (Class B)	0.75	0.25	0.06	—	1.06

American Century VP Inflation Protection, Class II	0.47	0.25	0.01	—	0.73

American Century VP International, Class II	1.31	0.25	0.02	—	1.58

American Century VP Mid Cap Value, Class II	0.90	0.25	0.01	—	1.16

American Century VP Ultra®, Class II	0.90	0.25	0.01	—	1.16

American Century VP Value, Class II	0.88	0.25	—	—	1.13

ClearBridge Variable Small Cap Growth Portfolio – Class I**	0.75	—	0.11	—	0.86

Columbia Variable Portfolio – Cash Management Fund (Class 3)	0.33	0.13	0.14	—	0.60	(1)

Columbia Variable Portfolio – Diversified Bond Fund (Class 3)	0.41	0.13	0.13	—	0.67

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3)**	0.57	0.13	0.12	—	0.82

Columbia Variable Portfolio – Emerging Markets Fund (Class 3)**	1.07	0.13	0.22	—	1.42	(1)

Columbia Variable Portfolio – High Yield Bond Fund (Class 3)	0.58	0.13	0.17	—	0.88	(1)

Columbia Variable Portfolio – Income Opportunities Fund (Class 2)	0.57	0.25	0.14	—	0.96

Columbia Variable Portfolio – Income Opportunities Fund (Class 3)	0.57	0.13	0.14	—	0.84

Columbia Variable Portfolio – International Opportunity Fund (Class 3)	0.79	0.13	0.20	—	1.12

Columbia Variable Portfolio – Large Cap Growth Fund (Class 3)	0.71	0.13	0.17	—	1.01	(1)

Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3)**	0.66	0.13	0.14	0.01	0.94

Columbia Variable Portfolio – Marsico Growth Fund (Class 1)	0.77	—	0.11	—	0.88	(1),(2)

Columbia Variable Portfolio – Marsico International Opportunities Fund (Class 2)	0.87	0.25	0.17	—	1.29	(1),(2)

Columbia Variable Portfolio – Mid Cap Growth Opportunity Fund (Class 3)	0.76	0.13	0.17	—	1.06	(1)

Columbia Variable Portfolio – Mid Cap Value Opportunity Fund (Class 3)	0.74	0.13	0.14	—	1.01	(1)

Columbia Variable Portfolio – S&P 500 Index Fund (Class 3)	0.10	0.13	0.22	—	0.45

Columbia Variable Portfolio – Select Large-Cap Value Fund (Class 3)	0.70	0.13	0.15	—	0.98	(1)

Columbia Variable Portfolio – Small Cap Value Fund (Class 2)	0.87	0.25	0.13	—	1.25	(1)

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 3)**	0.36	0.13	0.14	—	0.63

 12  RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS

Total annual operating expenses for each fund* (continued)

(Before fee waivers and/or expense reimbursements, if applicable, as a percentage of average daily net assets)

				Acquired fund	Gross total
	Management	12b-1	Other	fees and	annual
Fund name**	fees	fees	expenses	expenses***	expenses

Credit Suisse Trust – Commodity Return Strategy Portfolio	0.50%	0.25%	0.59%	—%	1.34	%(3)

Dreyfus Investment Portfolios MidCap Stock Portfolio, Service Shares	0.75	0.25	0.10	—	1.10

Dreyfus Investment Portfolios Technology Growth Portfolio, Service Shares	0.75	0.25	0.08	—	1.08

Dreyfus Variable Investment Fund Appreciation Portfolio, Service Shares	0.75	0.25	0.06	—	1.06

Dreyfus Variable Investment Fund International Equity Portfolio, Service Shares	0.75	0.25	0.31	—	1.31

Dreyfus Variable Investment Fund International Value Portfolio, Service Shares	1.00	0.25	0.28	—	1.53

Eaton Vance VT Floating-Rate Income Fund	0.58	0.50	0.10	—	1.18

Fidelity® VIP Contrafund® Portfolio Service Class 2	0.56	0.25	0.08	—	0.89

Fidelity® VIP Growth Portfolio Service Class 2	0.56	0.25	0.10	—	0.91

Fidelity® VIP Investment Grade Bond Portfolio Service Class 2	0.31	0.25	0.11	—	0.67

Fidelity® VIP Mid Cap Portfolio Service Class 2	0.56	0.25	0.09	—	0.90

Fidelity® VIP Overseas Portfolio Service Class 2	0.71	0.25	0.14	—	1.10

FTVIPT Franklin Income Securities Fund – Class 2	0.45	0.25	0.02	—	0.72

FTVIPT Franklin Rising Dividends Securities Fund – Class 2	0.61	0.25	0.02	—	0.88

FTVIPT Franklin Small-Mid Cap Growth Securities Fund – Class 2	0.51	0.25	0.29	—	1.05

FTVIPT Mutual Shares Securities Fund – Class 2	0.60	0.25	0.11	—	0.96

FTVIPT Templeton Global Bond Securities Fund – Class 2	0.46	0.25	0.09	—	0.80

FTVIPT Templeton Growth Securities Fund – Class 2	0.74	0.25	0.04	—	1.03

Goldman Sachs VIT Mid Cap Value Fund – Institutional Shares	0.80	—	0.07	—	0.87	(4)

Goldman Sachs VIT Structured U.S. Equity Fund – Institutional Shares	0.62	—	0.10	—	0.72	(5)

Invesco V.I. American Franchise Fund, Series II Shares**	0.68	0.25	0.30	—	1.23	(6)

Invesco V.I. Comstock Fund, Series II Shares**	0.56	0.25	0.29	—	1.10	(6)

Invesco V.I. Global Health Care Fund, Series II Shares	0.75	0.25	0.38	—	1.38

Invesco V.I. International Growth Fund, Series II Shares	0.71	0.25	0.30	—	1.26

Invesco V.I. Mid Cap Core Equity Fund, Series II Shares	0.73	0.25	0.32	—	1.30

Invesco V.I. Mid Cap Growth Fund, Series II Shares**	0.75	0.25	0.37	—	1.37	(6)

Invesco V.I. Value Opportunities Fund, Series II Shares**	0.70	0.25	0.32	—	1.27

Janus Aspen Series Janus Portfolio: Service Shares	0.48	0.25	0.05	—	0.78

MFS® Investors Growth Stock Series – Service Class	0.75	0.25	0.08	—	1.08

MFS® New Discovery Series – Service Class	0.90	0.25	0.07	—	1.22

MFS® Total Return Series – Service Class	0.75	0.25	0.05	—	1.05	(7)

MFS® Utilities Series – Service Class	0.74	0.25	0.08	—	1.07

Morgan Stanley UIF Global Real Estate Portfolio, Class II Shares	0.85	0.35	0.51	—	1.71	(8)

Morgan Stanley UIF Mid Cap Growth Portfolio, Class II Shares	0.75	0.35	0.31	—	1.41	(8)

Morgan Stanley UIF U.S. Real Estate Portfolio, Class II Shares	0.80	0.35	0.30	—	1.45	(9)

Oppenheimer Capital Appreciation Fund/VA, Service Shares	0.69	0.25	0.12	—	1.06	(10)

Oppenheimer Global Fund/VA, Service Shares**	0.63	0.25	0.13	—	1.01

Oppenheimer Global Strategic Income Fund/VA, Service Shares	0.58	0.25	0.14	0.06	1.03	(11)

Oppenheimer Main Street Small Cap Fund®/VA, Service Shares**	0.69	0.25	0.14	—	1.08	(10)

PIMCO VIT All Asset Portfolio, Advisor Class	0.43	0.25	—	0.75	1.43	(12)

Putnam VT Global Health Care Fund – Class IB Shares	0.64	0.25	0.20	—	1.09

Putnam VT International Equity Fund – Class IB Shares	0.71	0.25	0.18	—	1.14

Putnam VT Multi-Cap Growth Fund – Class IB Shares	0.57	0.25	0.15	—	0.97

Putnam VT Small Cap Value Fund – Class IB Shares	0.64	0.25	0.17	0.09	1.15

RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS 13

Total annual operating expenses for each fund* (continued)

(Before fee waivers and/or expense reimbursements, if applicable, as a percentage of average daily net assets)

				Acquired fund	Gross total
	Management	12b-1	Other	fees and	annual
Fund name**	fees	fees	expenses	expenses***	expenses

Variable Portfolio – Aggressive Portfolio (Class 2)	—%	0.25%	0.02%	0.80%	1.07%

Variable Portfolio – Aggressive Portfolio (Class 4)	—	0.25	0.02	0.80	1.07

Variable Portfolio – BlackRock Global Inflation-Protected Securities Fund (Class 3)**	0.42	0.13	0.13	—	0.68

Variable Portfolio – Conservative Portfolio (Class 2)	—	0.25	0.02	0.61	0.88

Variable Portfolio – Conservative Portfolio (Class 4)	—	0.25	0.02	0.61	0.88

Variable Portfolio – Moderate Portfolio (Class 2)	—	0.25	0.02	0.72	0.99

Variable Portfolio – Moderate Portfolio (Class 4)	—	0.25	0.02	0.72	0.99

Variable Portfolio – Moderately Aggressive Portfolio (Class 2)	—	0.25	0.02	0.76	1.03

Variable Portfolio – Moderately Aggressive Portfolio (Class 4)	—	0.25	0.02	0.76	1.03

Variable Portfolio – Moderately Conservative Portfolio (Class 2)	—	0.25	0.02	0.67	0.94

Variable Portfolio – Moderately Conservative Portfolio (Class 4)	—	0.25	0.02	0.67	0.94

Variable Portfolio – Partners Small Cap Value Fund (Class 3)	0.91	0.13	0.15	0.01	1.20	(1)

Variable Portfolio – Sit Dividend Growth Fund (Class 3)**	0.71	0.13	0.13	—	0.97	(1)

Variable Portfolio – Victory Established Value Fund (Class 3)**	0.77	0.13	0.13	—	1.03	(1)

Wanger International	0.91	—	0.16	—	1.07

Wanger USA	0.86	—	0.10	—	0.96

*	The Funds provided the information on their expenses and we have not independently verified the information.

**	The previous fund names can be found in “The Variable Account and the Funds” section of the prospectus.

***	Includes fees and expenses incurred indirectly by the Fund as a result of its investment in other investment companies (also referred to as acquired funds).

(1)	Columbia Management Investment Advisers, LLC and certain of its affiliates have contractually agreed to waive and/or to reimburse expenses (excluding certain fees and expenses, such as transaction costs and certain other investment related expenses, interest, taxes, acquired fund fees and expenses, and extraordinary expenses) until April 30, 2014, unless sooner terminated at the sole discretion of the Fund’s Board of Trustees. Under this agreement, the Fund’s net operating expenses, subject to applicable exclusions, will not exceed the annual rate of 0.575% for Columbia Variable Portfolio – Cash Management Fund (Class 3), 1.375% for Columbia Variable Portfolio – Emerging Markets Fund (Class 3), 0.845% for Columbia Variable Portfolio – High Yield Bond Fund (Class 3), 0.915% for Columbia Variable Portfolio – Large Cap Growth Fund (Class 3), 0.79% for Columbia Variable Portfolio – Marsico Growth Fund (Class 1), 1.18% for Columbia Variable Portfolio – Marsico International Opportunities Fund (Class 2), 0.995% for Columbia Variable Portfolio – Mid Cap Growth Opportunity Fund (Class 3), 0.995% for Columbia Variable Portfolio – Mid Cap Value Opportunity Fund (Class 3), 0.875% for Columbia Variable Portfolio – Select Large-Cap Value Fund (Class 3), 1.03% for Columbia Variable Portfolio – Small Cap Value Fund (Class 2), 1.005% for Variable Portfolio – Partners Small Cap Value Fund (Class 3), 0.895% for Variable Portfolio – Sit Dividend Growth Fund (Class 3) and 1.015% for Variable Portfolio – Victory Established Value Fund (Class 3).

(2)	Management fees have been restated to reflect contractual changes to the investment advisory and/or administrative fee rates.

(3)	Credit Suisse will waive fees and reimburse expenses so that the Portfolio’s annual operating expenses will not exceed 1.05% of the Portfolio’s average daily net assets. Waivers and expense reimbursements or credits are voluntary and may be discontinued at any time.

(4)	The Investment Adviser agreed to waive a portion of its management fee in order to achieve an effective net management rate of 0.77%. Other expenses include transfer agency fees equal on an annualized basis to 0.02% of the average daily net assets of the Fund’s Institutional Shares, plus all other ordinary expenses not detailed above. The Investment Adviser has voluntarily agreed to reduce or limit other expenses (excluding management fees, distribution and service fees, transfer agent fees and expenses, taxes, interest, brokerage fees and litigation, indemnification, shareholder meetings and other extraordinary expenses, exclusive of any custody and transfer agent fee credit reductions) to the extent such expenses exceed, on an annual basis, 0.054% of the average daily net assets of the Fund. These arrangements will remain in effect through at least April 29, 2014 and prior to such date the Investment Adviser may not terminate the arrangement without the approval of the trustees. After fee waivers and reimbursements, net expenses would be 0.84%.

(5)	Other expenses include transfer agency fees equal on an annualized basis to 0.02% of the average daily net assets of the Fund’s Institutional Shares, plus all other ordinary expenses not detailed above. The Investment Adviser has voluntarily agreed to reduce or limit other expenses (excluding management fees, distribution and service fees, transfer agent fees and expenses, taxes, interest, brokerage fees and litigation, indemnification, shareholder meetings and other extraordinary expenses, exclusive of any custody and transfer agent fee credit reductions) to the extent such expenses exceed, on an annual basis, 0.004% of the average daily net assets of the Fund. These arrangements will remain in effect through at least April 29, 2014 and prior to such date the Investment Adviser may not terminate the arrangement without the approval of the trustees. After fee waivers and reimbursements, net expenses would be 0.64%.

(6)	The Adviser has contractually agreed, through at least June 30, 2014, to waive advisory fees and/or reimburse expenses of Series II shares to the extent necessary to limit total annual fund operating expenses after fee waivers and/or expense reimbursements (excluding interest, taxes, dividend expense on short sales, extraordinary or non-routine items, including litigation expenses and expenses that the Fund has incurred but did not actually pay because of an expense offset arrangement) of Series II shares to 1.15% for Invesco V.I. American Franchise Fund, Series II Shares, 1.03% for Invesco V.I. Comstock Fund, Series II Shares and 1.34% for Invesco V.I. Mid Cap Growth Fund, Series II Shares of average daily net assets. Acquired fund fees and expenses are also excluded in determining such obligation, if applicable. Unless the Board of Trustees and Invesco Advisers, Inc. mutually agree to amend or continue the fee waiver agreement, it will terminate on June 30, 2014.

(7)	Massachusetts Financial Services Company has agreed in writing to reduce its management fee to 0.70% of the fund’s average daily net assets annually in excess of $1 billion and 0.65% of the fund’s average daily net assets annually in excess of $2.5 billion to $3 billion. This written agreement will remain in effect until modified by the fund’s Board of Trustees, but such agreement will continue until at least April 30, 2014. After fee waivers, net expenses would be 1.02%.

 14  RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS

(8)	The Portfolios’ Adviser, Morgan Stanley Investment Management Inc., has agreed to reduce its advisory fee and/or reimburse the Portfolio so that total annual portfolio operating expenses, excluding certain investment related expenses, taxes, interest and other extraordinary expenses (including litigation), will not exceed 1.40% for Morgan Stanley UIF Global Real Estate Portfolio, Class II Shares and 1.15% for Morgan Stanley UIF Mid Cap Growth Portfolio, Class II Shares. In addition, the Portfolios’ Distributor, Morgan Stanley Distribution Inc., has agreed to waive 0.10% for Morgan Stanley UIF Global Real Estate Portfolio, Class II Shares and 0.25% for Morgan Stanley UIF Mid Cap Growth Portfolio, Class II Shares of the 0.35% 12b-1 fee that it may receive. These fee waivers and/or expense reimbursements will continue for at least one year or until such time as the Fund’s Board of Directors acts to discontinue all or a portion of such waivers and/or reimbursements when it deems that such action is appropriate.

(9)	The Portfolios’ Distributor, Morgan Stanley Distribution Inc., has agreed to waive 0.10% of the 0.35% 12b-1 fee that it may receive. This waiver will continue for at least one year or until such time as the Fund’s Board of Directors acts to discontinue all or a portion of such waiver when it deems that such action is appropriate. After fee waivers, net expenses would be 1.35%.

(10)	The Manager has voluntarily agreed to limit the Fund’s expenses after payments, waivers and/or reimbursements and reduction to custodian expenses, excluding expenses incurred directly or indirectly by the Fund as a result of investments in other investment companies, wholly-owned subsidiaries and pooled investment vehicles; so that those expenses, as percentages of daily net assets, will not exceed the annual rate of 1.05% for Oppenheimer Capital Appreciation Fund/VA, Service Shares and 1.05% for Oppenheimer Main Street Small Cap Fund®/VA, Service Shares.

(11)	The Manager has contractually agreed to waive fees and/or reimburse Fund expenses in an amount equal to the indirect management fees incurred through the Fund’s investments in Oppenheimer Institutional Money Market Fund, Oppenheimer Short Duration Fund and the Master Funds. This fee waiver and/or expenses reimbursement may not be amended or withdrawn for one year from the date of the Fund’s prospectus, unless approved by the board. After fee waivers, net expenses would be 0.97%.

(12)	PIMCO has contractually agreed, through May 1, 2014, to reduce its advisory fee to the extent that the Underlying PIMCO Fund Expenses attributable to advisory and supervisory and administrative fees exceed 0.64% of the total assets invested in Underlying PIMCO Funds. PIMCO may recoup these waivers in future periods, not exceeding three years, provided total expenses, including such recoupment, do not exceed the annual expense limit. The fee reduction is implemented based on a calculation of Underlying PIMCO Fund Expenses attributable to advisory and supervisory and administrative fees that is different from the calculation of Acquired Fund Fees and Expenses listed in the table above. After fee waivers, net expenses would be 1.34%.

RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS 15

Examples
These examples are intended to help you compare the cost of investing in these contracts with the cost of investing in other variable annuity contracts. These costs include your transaction expenses, contract administrative charges, variable account annual expenses and fund fees and expenses.

These examples assume that you invest $10,000 in the contract for the time periods indicated. These examples also assume that your investment has a 5% return each year.

Current Contract:

(applications signed on or after Nov. 30, 2009, subject to state availability)

Maximum Expenses. These examples assume the most expensive combination of contract features and benefits and the maximum fees and expenses of any of the funds offered before fee waivers and/or expense reimbursements. They assume that you select the MAV Death Benefit, the SecureSource Stages 2 – Joint Life rider and the Benefit Protector Plus Death Benefit(1),(3). Although your actual costs may be lower, based on the assumptions your costs would be:

If you do not surrender your contract
If you surrender your contract				or if you select an annuity payout plan
at the end of the applicable time period:				at the end of the applicable time period:
1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years

$1,299	$2,522	$3,721	$6,378	$669	$1,980	$3,268	$6,378

Minimum Expenses. These examples assume the least expensive combination of contract features and benefits and the minimum fees and expenses of any of the funds before fee waivers and/or expense reimbursements. They assume that you select the ROPP Death Benefit and do not select any optional benefits(2). Although your actual costs may be higher, based on these assumptions your costs would be:

If you do not surrender your contract
If you surrender your contract				or if you select an annuity payout plan
at the end of the applicable time period:				at the end of the applicable time period:
1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years

$883	$1,306	$1,727	$2,600	$235	$720	$1,227	$2,600

Original Contract:

(applications signed prior to Nov. 30, 2009 or in states where the Current Contract was not available)

Maximum Expenses. These examples assume the most expensive combination of contract features and benefits and the maximum fees and expenses of any of the funds offered on or after May 1, 2007 before fee waivers and/or expense reimbursements. They assume that you select the MAV Death Benefit, the SecureSource – Joint Life rider or SecureSource 20 – Joint Life rider and the Benefit Protector Plus Death Benefit.(2),(3) Although your actual costs may be lower, based on the assumptions your costs would be:

If you do not surrender your contract
If you surrender your contract				or if you select an annuity payout plan
at the end of the applicable time period:				at the end of the applicable time period:
1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years

$1,309	$2,551	$3,768	$6,465	$679	$2,009	$3,315	$6,465

Minimum Expenses. These examples assume the least expensive combination of contract features and benefits and the minimum fees and expenses of any of the funds before fee waivers and/or expense reimbursements. They assume that you select the ROP Death Benefit and do not select any optional benefits(2). Although your actual costs may be higher, based on these assumptions your costs would be:

If you do not surrender your contract
If you surrender your contract				or if you select an annuity payout plan
at the end of the applicable time period:				at the end of the applicable time period:
1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years

$883	$1,306	$1,727	$2,600	$235	$720	$1,227	$2,600

(1)	In these examples, the contract administrative charge is $50.
(2)	In these examples, the contract administrative charge is $40.
(3)	Because these examples are intended to illustrate the most expensive combination of contract features, the maximum annual fee for each optional rider is reflected rather than the fee that is currently being charged.

THE EXAMPLES ARE ILLUSTRATIVE ONLY. YOU SHOULD NOT CONSIDER THESE EXAMPLES AS A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES WILL BE HIGHER OR LOWER THAN THOSE SHOWN DEPENDING UPON WHICH OPTIONAL BENEFIT YOU ELECT OTHER THAN INDICATED IN THE EXAMPLES OR IF YOU ALLOCATE CONTRACT VALUE TO ANY OTHER AVAILABLE SUBACCOUNTS.

 16  RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS

Condensed Financial Information

You can find unaudited condensed financial information for the subaccounts representing the lowest and highest total annual variable account expense combinations in Appendix P.

Financial Statements

You can find our audited financial statements and the audited financial statements of the divisions, which are comprised of subaccounts, in the SAI. The SAI does not include audited financial statements for divisions that are new (if any) and have no activity as of the financial statements date.

The Variable Account and the Funds

Variable Account. The variable account was established under Indiana law on July 15, 1987, and the subaccounts are registered together as a single unit investment trust under the Investment Company Act of 1940 (the 1940 Act). This registration does not involve any supervision of our management or investment practices and policies by the SEC. All obligations arising under the contracts are general obligations of RiverSource Life.

The variable account meets the definition of a separate account under federal securities laws. We credit or charge income, capital gains and capital losses of each subaccount only to that subaccount. State insurance law prohibits us from charging a subaccount with liabilities of any other subaccount or of our general business. The variable account includes other subaccounts that are available under contracts that are not described in this prospectus.

Although the IRS has issued some guidance on investor control, the U.S. Treasury and the IRS may continue to examine this aspect of variable contracts and provide additional guidance on investor control. At this time, we do not know what the additional guidance will be or when action will be taken. We reserve the right to modify the contract, as necessary, so that the owner will not be subject to current taxation as the owner of the subaccount assets.

We intend to comply with all federal tax laws so that the contract continues to qualify as an annuity for federal income tax purposes. We reserve the right to modify the contract as necessary to comply with any new tax laws.

The Funds. This contract currently offers subaccounts investing in shares of the funds listed in the table below.

•	Investment objectives: The investment managers and advisers cannot guarantee that the funds will meet their investment objectives. Please read the funds’ prospectuses for facts you should know before investing. These prospectuses are available by contacting us at the address or telephone number on the first page of this prospectus.

•	Fund name and management: A fund underlying your contract in which a subaccount invests may have a name, portfolio manager, objectives, strategies and characteristics that are the same or substantially similar to those of a publicly-traded retail mutual fund. Despite these similarities, an underlying fund is not the same as any publicly-traded retail mutual fund. Each underlying fund will have its own unique portfolio holdings, fees, operating expenses and operating results. The results of each underlying fund may differ significantly from any publicly-traded retail mutual fund.

•	Eligible purchasers: All funds are available to serve as the underlying investments for variable annuities and variable life insurance policies. The funds are not available to the public (see “Fund Name and Management” above). Some funds also are available to serve as investment options for tax-deferred retirement plans. It is possible that in the future for tax, regulatory or other reasons, it may be disadvantageous for variable annuity accounts and variable life insurance accounts and/or tax-deferred retirement plans to invest in the available funds simultaneously. Although we and the funds’ providers do not currently foresee any such disadvantages, the boards of directors or trustees of each fund will monitor events in order to identify any material conflicts between annuity owners, policy owners and tax-deferred retirement plans and to determine what action, if any, should be taken in response to a conflict. If a board were to conclude that it should establish separate fund providers for the variable annuity, variable life insurance and tax-deferred retirement plan accounts, you would not bear any expenses associated with establishing separate funds. Please refer to the funds’ prospectuses for risk disclosure regarding simultaneous investments by variable annuity, variable life insurance and tax-deferred retirement plan accounts. Each fund intends to comply with the diversification requirements under Section 817(h) of the Code.

•	Asset allocation programs may impact fund performance: Asset allocation programs in general may negatively impact the performance of an underlying fund. Even if you do not participate in an asset allocation program, a fund in which your subaccount invests may be impacted if it is included in an asset allocation program. Rebalancing or reallocation under the terms of the asset allocation program may cause a fund to lose money if it must sell large amounts of securities to meet a redemption request. These losses can be greater if the fund holds securities that are not as liquid as others, for example, various types of bonds, shares of smaller companies and securities of foreign issuers. A fund may also experience higher expenses because it must sell or buy securities more frequently than it otherwise might in the absence of asset allocation

RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS 17

program rebalancing or reallocations. Because asset allocation programs include periodic rebalancing and may also include reallocation, these effects may occur under the asset allocation program we offer (see “Making the Most of Your Contract — Portfolio Navigator Program”) or under asset allocation programs used in conjunction with the contracts and plans of other eligible purchasers of the funds.

•	Funds available under the contract: We seek to provide a broad array of underlying funds taking into account the fees and charges imposed by each fund and the contract charges we impose. We select the underlying funds in which the subaccounts initially invest and when there is substitution (see “Substitution of Investments”). We also make all decisions regarding which funds to retain in a contract, which funds to add to a contract and which funds will no longer be offered in a contract. In making these decisions, we may consider various objective and subjective factors. Objective factors include, but are not limited to fund performance, fund expenses, classes of fund shares available, size of the fund and investment objectives and investing style of the fund. Subjective factors include, but are not limited to, investment sub-styles and process, management skill and history at other funds and portfolio concentration and sector weightings. We also consider the levels and types of revenue a fund, its distributor, investment adviser, subadviser, transfer agent or their affiliates pay us and our affiliates. This revenue includes, but is not limited to compensation for administrative services provided with respect to the fund and support of marketing and distribution expenses incurred with respect to the fund.

•	Revenue we receive from the funds may create potential conflicts of interest: We or our affiliates receive from each of the funds, or the funds’ affiliates, varying levels and types of revenue including but not limited to expense payments and non-cash compensation. The amount of this revenue and how it is computed varies by fund, may be significant and may create potential conflicts of interest. The greatest amount and percentage of revenue we and our affiliates receive comes from assets allocated to subaccounts investing in the funds that are managed by our affiliates Columbia Management Investment Advisers, LLC (Columbia Management Investment Advisers) or Columbia Wanger Asset Management, LLC (Columbia Wanger Asset Management) (affiliated funds). Employee compensation and operating goals at all levels are tied to the success of Ameriprise Financial, Inc. and its affiliates, including us. Certain employees may receive higher compensation and other benefits based, in part, on contract values that are invested in the affiliated funds. We or our affiliates receive revenue which ranges up to 0.69% of the average daily net assets invested in the underlying funds through this and other contracts we and our affiliate issue. We or our affiliates may also receive revenue which ranges up to 0.04% of aggregate, net or anticipated sales of underlying funds through this and other contracts we and our affiliate issue. Please see the SAI for a table that ranks the underlying funds according to total dollar amounts they and their affiliates paid us or our affiliates in the prior calendar year.

Expense payments, non-cash compensation and other forms of revenue may influence recommendations your investment professional makes regarding whether you should invest in one of these contracts and whether you should allocate purchase payments or contract value to a subaccount that invests in a particular fund (see “About the Service Providers”).

The revenue we or our affiliates receive from a fund or its affiliates is in addition to revenue we receive from the charges you pay when buying, owning and surrendering from the contract (see “Expense Summary”). However, the revenue we or our affiliates receive from a fund or its affiliates may come, at least in part, from the fund’s fees and expenses you pay indirectly when you allocate contract value to the subaccount that invests in that fund.

•	Why revenues are paid to us: In accordance with applicable laws, regulations and the terms of the agreements under which such revenue is paid, we or our affiliates may receive these revenues including, but not limited to expense payments and non-cash compensation for various purposes:

•	Compensating, training and educating investment professionals who sell the contracts.

•	Granting access to our employees whose job it is to promote sales of the contracts by authorized selling firms and their investment professionals, and granting access to investment professionals of our affiliated selling firms.

•	Activities or services we or our affiliates provide that assist in the promotion and distribution of the contracts including promoting the funds available under the contracts to prospective and existing contract owners, authorized selling firms and investment professionals.

•	Providing sub-transfer agency and shareholder servicing to contract owners.

•	Promoting, including and/or retaining the fund’s investment portfolios as underlying investment options in the contracts.

•	Advertising, printing and mailing sales literature, and printing and distributing prospectuses and reports.

•	Furnishing personal services to contract owners, including education of contract owners, answering routine inquiries regarding a fund, maintaining accounts or providing such other services eligible for service fees as defined under the rules of the Financial Industry Regulatory Authority (FINRA).

•	Subaccounting, transaction processing, recordkeeping and administration.

 18  RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS

•	Sources of revenue received from affiliated funds: The affiliated funds are managed by Columbia Management Investment Advisers or Columbia Wanger Asset Management. The sources of revenue we receive from these affiliated funds, or from affiliates of these funds, may include, but are not necessarily limited to, the following:

•	Assets of the fund’s adviser and transfer agent or an affiliate. The revenue resulting from these sources may be based either on a percentage of average daily net assets of the fund or on the actual cost of certain services we provide with respect to the fund. We may receive this revenue either in the form of a cash payment or it may be allocated to us.

•	Compensation paid out of 12b-1 fees that are deducted from fund assets and disclosed in the “12b-1 fees” column of the “Annual Operating Expenses of the Funds” table.

•	Sources of revenue received from unaffiliated funds: The unaffiliated funds are not managed by an affiliate of ours. The sources of revenue we receive from these unaffiliated funds, or the funds’ affiliates, may include, but are not necessarily limited to, the following:

•	Assets of the fund’s adviser, subadviser, transfer agent or an affiliate of these and assets of the fund’s distributor or an affiliate. The revenue resulting from these sources usually is based on a percentage of average daily net assets of the fund but there may be other types of payment arrangements.

•	Compensation paid out of 12b-1 fees that are deducted from fund assets and disclosed in the “12b-1 fees” column of the “Annual Operating Expenses of the Funds” table.

RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS 19

Unless the PN program is in effect, you may allocate payments and transfers to any or all of the subaccounts of the variable account that invest in shares of the following funds:

	Available under	Available under
	contracts with	contracts with
	applications	applications
	signed on or after	signed prior to
Investing In	May 1, 2007	May 1, 2007	Investment Objective and Policies	Investment Adviser
AllianceBernstein VPS Balanced Wealth Strategy Portfolio (Class B)	N	Y	Seeks to maximize total return consistent with AllianceBernstein’s determination of reasonable risk.	AllianceBernstein L.P.

AllianceBernstein VPS Global Thematic Growth Portfolio (Class B)	Y	Y	Seeks long-term growth of capital.	AllianceBernstein L.P.

AllianceBernstein VPS Growth and Income Portfolio (Class B)	Y	Y	Seeks long-term growth of capital.	AllianceBernstein L.P.

AllianceBernstein VPS International Value Portfolio (Class B)	Y	Y	Seeks long-term growth of capital.	AllianceBernstein L.P.

American Century VP Inflation Protection, Class II	N	Y	Seeks long-term total return using a strategy that seeks to protect against U.S. inflation.	American Century Investment Management, Inc.

American Century VP International, Class II	N	Y	Seeks capital growth.	American Century Investment Management, Inc.

American Century VP Mid Cap Value, Class II	Y	Y	Seeks long-term capital growth. Income is a secondary objective.	American Century Investment Management, Inc.

American Century VP Ultra®, Class II	Y	Y	Seeks long-term capital growth.	American Century Investment Management, Inc.

American Century VP Value, Class II	Y	Y	Seeks long-term capital growth. Income is a secondary objective.	American Century Investment Management, Inc.

ClearBridge Variable Small Cap Growth Portfolio – Class I (previously Legg Mason ClearBridge – Variable Small Cap Growth Portfolio – Class I)	Y	Y	Seeks long-term growth of capital.	Legg Mason Partners Fund Advisor, LLC, adviser; Western Asset Management Company & Western Asset Management Company Limited, subadviser.

Columbia Variable Portfolio – Cash Management Fund (Class 3)	Y	Y	Seeks maximum current income consistent with liquidity and stability of principal.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Diversified Bond Fund (Class 3)	Y	Y	Seeks high level of current income while attempting to conserve the value of the investment for the longest period of time.	Columbia Management Investment Advisers, LLC

 20  RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS

	Available under	Available under
	contracts with	contracts with
	applications	applications
	signed on or after	signed prior to
Investing In	May 1, 2007	May 1, 2007	Investment Objective and Policies	Investment Adviser
Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3) (previously Columbia Variable Portfolio – Diversified Equity Income Fund (Class 3))	Y	Y	Seeks high level of current income and, as a secondary goal, steady growth of capital.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Emerging Markets Fund (Class 3) (previously Columbia Variable Portfolio – Emerging Markets Opportunity Fund (Class 3))	Y	Y	Seeks long-term capital growth.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – High Yield Bond Fund (Class 3)	Y	Y	Seeks high current income, with capital growth as a secondary objective.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Income Opportunities Fund (Class 2)	Y	Y	Seeks high total return through current income and capital appreciation.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Income Opportunities Fund (Class 3)	Y	Y	Seeks high total return through current income and capital appreciation.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – International Opportunity Fund (Class 3)	Y	Y	Seeks capital appreciation.	Columbia Management Investment Advisers, LLC, adviser; Threadneedle International Limited, an indirect wholly-owned subsidiary of Ameriprise Financial, sub-adviser.

Columbia Variable Portfolio – Large Cap Growth Fund (Class 3)	Y	Y	Seeks long-term capital growth.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3) (previously Columbia Variable Portfolio – Dynamic Equity Fund (Class 3))	Y	Y	Seeks capital appreciation.	Columbia Management Investment Advisers, LLC

RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS 21

	Available under	Available under
	contracts with	contracts with
	applications	applications
	signed on or after	signed prior to
Investing In	May 1, 2007	May 1, 2007	Investment Objective and Policies	Investment Adviser
Columbia Variable Portfolio – Marsico Growth Fund (Class 1)	Y	Y	Seeks long-term growth of capital.	Columbia Management Investment Advisers, LLC, adviser; Marsico Capital Management, LLC, subadviser.

Columbia Variable Portfolio – Marsico International Opportunities Fund (Class 2)	Y	Y	Seeks long-term growth of capital.	Columbia Management Investment Advisers, LLC, adviser; Marsico Capital Management, LLC, subadviser.

Columbia Variable Portfolio – Mid Cap Growth Opportunity Fund (Class 3)	N	Y	Seeks growth of capital.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Mid Cap Value Opportunity Fund (Class 3)	Y	Y	Seeks long-term growth of capital.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – S&P 500 Index Fund (Class 3)	Y	Y	Seeks long-term capital appreciation.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Select Large-Cap Value Fund (Class 3)	N	Y	Seeks long-term growth of capital.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Small Cap Value Fund (Class 2)	Y	Y	Seeks long-term capital appreciation.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 3) (previously Columbia Variable Portfolio – Short Duration U.S. Government Fund (Class 3))	Y	Y	Seeks high level of current income and safety of principal consistent with investment in U.S. government and government agency securities.	Columbia Management Investment Advisers, LLC

Credit Suisse Trust – Commodity Return Strategy Portfolio	Y	Y	The fund is designed to achieve positive total return relative to the performance of the Dow Jones-UBS Commodity Index Total Return (“DJ-UBS”).	Credit Suisse Asset Management, LLC

Dreyfus Investment Portfolios MidCap Stock Portfolio, Service Shares	N	Y	Seeks investment results that are greater than the total return performance of publicly traded common stocks of medium-size domestic companies in the aggregate, as represented by the Standard & Poor’s MidCap 400 Index.	The Dreyfus Corporation

 22  RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS

	Available under	Available under
	contracts with	contracts with
	applications	applications
	signed on or after	signed prior to
Investing In	May 1, 2007	May 1, 2007	Investment Objective and Policies	Investment Adviser
Dreyfus Investment Portfolios Technology Growth Portfolio, Service Shares	N	Y	Seeks capital appreciation.	The Dreyfus Corporation

Dreyfus Variable Investment Fund Appreciation Portfolio, Service Shares	N	Y	Seeks long-term capital growth consistent with the preservation of capital.	The Dreyfus Corporation, adviser; Fayez Sarofim & Co., sub-adviser.

Dreyfus Variable Investment Fund International Equity Portfolio, Service Shares	Y	Y	Seeks capital growth.	The Dreyfus Corporation, adviser; Newton Capital Management Limited, sub-adviser

Dreyfus Variable Investment Fund International Value Portfolio, Service Shares	Y	Y	Seeks long-term capital growth.	The Dreyfus Corporation

Eaton Vance VT Floating-Rate Income Fund	Y	Y	Seeks high level of current income.	Eaton Vance Management

Fidelity® VIP Contrafund® Portfolio Service Class 2	Y	Y	Seeks long-term capital appreciation. Normally invests primarily in common stocks. Invests in securities of companies whose value it believes is not fully recognized by the public. Invests in either “growth” stocks or “value” stocks or both. The fund invests in domestic and foreign issuers.	Fidelity Management & Research Company (FMR) is the fund’s manager. FMR Co., Inc. (FMRC) and other investment advisers serve as sub-advisers for the fund.

Fidelity® VIP Growth Portfolio Service Class 2	N	Y	Seeks to achieve capital appreciation. Normally invests primarily in common stocks. Invests in companies that it believes have above-average growth potential (stocks of these companies are often called “growth” stocks). The Fund invests in domestic and foreign issuers.	FMR and FMRC

Fidelity® VIP Investment Grade Bond Portfolio Service Class 2	Y	Y	Seeks as high level of current income as is consistent with the preservation of capital. Normally invests at least 80% of assets in investment-grade debt securities (those of medium and high quality) of all types and repurchase agreements for those securities.	FMR and FIMM

RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS 23

	Available under	Available under
	contracts with	contracts with
	applications	applications
	signed on or after	signed prior to
Investing In	May 1, 2007	May 1, 2007	Investment Objective and Policies	Investment Adviser
Fidelity® VIP Mid Cap Portfolio Service Class 2	Y	Y	Seeks long-term growth of capital. Normally invests primarily in common stocks. Normally invests at least 80% of assets in securities of companies with medium market capitalizations. May invest in companies with smaller or larger market capitalizations. Invests in domestic and foreign issuers. The Fund invests in either “growth” or “value” common stocks or both.	FMR and FMRC

Fidelity® VIP Overseas Portfolio Service Class 2	Y	Y	Seeks long-term growth of capital. Normally invests primarily in common stocks allocating investments across different countries and regions. Normally invests at least 80% of assets in non-U.S. securities.	FMR and FMRC

FTVIPT Franklin Income Securities Fund – Class 2	Y	Y	Seeks to maximize income while maintaining prospects for capital appreciation. Under normal market conditions, the fund invests in both equity and debt securities.	Franklin Advisers, Inc. adviser; Templeton Investment Counsel, LLC, subadviser.

FTVIPT Franklin Rising Dividends Securities Fund – Class 2	N	Y	Seeks long-term capital appreciation, with preservation of capital as an important consideration. Under normal market conditions, the fund invests at least 80% of its net assets in equity securities of companies that have paid rising dividends.	Franklin Advisory Services, LLC

FTVIPT Franklin Small-Mid Cap Growth Securities Fund – Class 2	N	Y	Seeks long-term capital growth. Under normal market conditions, the fund invests at least 80% of its net assets in investments of small capitalization and mid capitalization companies.	Franklin Advisers, Inc.

 24  RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS

	Available under	Available under
	contracts with	contracts with
	applications	applications
	signed on or after	signed prior to
Investing In	May 1, 2007	May 1, 2007	Investment Objective and Policies	Investment Adviser
FTVIPT Mutual Shares Securities Fund – Class 2	N	Y	Seeks capital appreciation, with income as a secondary goal. Under normal market conditions, the fund invests primarily in U.S. and foreign equity securities that the investment manager believes are undervalued.	Franklin Mutual Advisers, LLC

FTVIPT Templeton Global Bond Securities Fund – Class 2	Y	Y	Seeks high current income, consistent with preservation of capital, with capital appreciation as a secondary consideration. Under normal market conditions, the fund invests at least 80% of its net assets in bonds, which include debt securities of any maturity, such as bonds, notes, bills and debentures.	Franklin Advisers, Inc.

FTVIPT Templeton Growth Securities Fund – Class 2	Y	Y	Seeks long-term capital growth. Under normal market conditions, the fund invests predominantly in equity securities of companies located anywhere in the world, including those in the U.S. and emerging markets.	Templeton Global Advisors Limited

Goldman Sachs VIT Mid Cap Value Fund – Institutional Shares	Y	Y	Seeks long-term capital appreciation.	Goldman Sachs Asset Management, L.P.

Goldman Sachs VIT Structured U.S. Equity Fund – Institutional Shares	Y	Y	Seeks long-term growth of capital.	Goldman Sachs Asset Management, L.P.

Invesco V.I. American Franchise Fund, Series II Shares (previously Invesco Van Kampen V.I. – American Franchise Fund, Series II Shares)	Y	Y	Seeks capital growth.	Invesco Advisers, Inc.

Invesco V.I. Comstock Fund, Series II Shares (previously Invesco Van Kampen V.I. – Comstock Fund, Series II Shares)	Y	Y	Seeks capital growth and income through investments in equity securities, including common stocks, preferred stocks and securities convertible into common and preferred stocks.	Invesco Advisers, Inc.

RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS 25

	Available under	Available under
	contracts with	contracts with
	applications	applications
	signed on or after	signed prior to
Investing In	May 1, 2007	May 1, 2007	Investment Objective and Policies	Investment Adviser
Invesco V.I. Global Health Care Fund, Series II Shares	Y	Y	Seeks long-term growth of capital.	Invesco Advisers, Inc.

Invesco V.I. International Growth Fund, Series II Shares	Y	Y	Seeks long-term growth of capital.	Invesco Advisers, Inc.

Invesco V.I. Mid Cap Core Equity Fund, Series II Shares	N	Y	Seeks long-term growth of capital.	Invesco Advisers, Inc.

Invesco V.I. Mid Cap Growth Fund, Series II Shares (previously Invesco Van Kampen V.I. – Mid Cap Growth Fund, Series II Shares)	Y	Y	Seeks capital growth.	Invesco Advisers, Inc.

Invesco V.I. Value Opportunities Fund, Series II Shares (previously Invesco Van Kampen V.I. – Value Opportunities Fund, Series II Shares)	N	Y	Seeks long-term growth of capital.	Invesco Advisers, Inc.

Janus Aspen Series Janus Portfolio: Service Shares	Y	Y	Seeks long-term growth of capital.	Janus Capital Management LLC

MFS® Investors Growth Stock Series – Service Class	N	Y	Seeks capital appreciation.	MFS® Investment Management

MFS® New Discovery Series – Service Class	N	Y	Seeks capital appreciation.	MFS® Investment Management

MFS® Total Return Series – Service Class	Y	Y	Seeks total return.	MFS® Investment Management

MFS® Utilities Series – Service Class	Y	Y	Seeks total return.	MFS® Investment Management

Morgan Stanley UIF Global Real Estate Portfolio, Class II Shares	Y	Y	Seeks to provide current income and capital appreciation.	Morgan Stanley Investment Management Inc., adviser; Morgan Stanley Investment Management Limited and Morgan Stanley Investment Management Company, subadvisers.

Morgan Stanley UIF Mid Cap Growth Portfolio, Class II Shares	Y	Y	Seeks long-term capital growth by investing primarily in common stocks and other equity securities.	Morgan Stanley Investment Management Inc.

 26  RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS

	Available under	Available under
	contracts with	contracts with
	applications	applications
	signed on or after	signed prior to
Investing In	May 1, 2007	May 1, 2007	Investment Objective and Policies	Investment Adviser
Morgan Stanley UIF U.S. Real Estate Portfolio, Class II Shares	N	Y	Seeks to provide above average current income and long-term capital appreciation by investing primarily in equity securities of companies in the U.S. real estate industry, including real estate investment trusts.	Morgan Stanley Investment Management Inc.

Oppenheimer Capital Appreciation Fund/VA, Service Shares	Y	Y	Seeks capital appreciation by investing in securities of well-known, established companies.	OFI Global Asset Management, Inc., adviser; OppenheimerFunds, Inc., sub-adviser.

Oppenheimer Global Fund/VA, Service Shares (previously Oppenheimer Global Securities Fund/VA, Service Shares)	Y	Y	Seeks long-term capital appreciation by investing a substantial portion of its assets in securities of foreign issuers, “growth-type” companies, cyclical industries and special situations that are considered to have appreciation possibilities.	OFI Global Asset Management, Inc., adviser; OppenheimerFunds, Inc., sub-adviser.

Oppenheimer Global Strategic Income Fund/VA, Service Shares	Y	Y	Seeks a high level of current income principally derived from interest on debt securities.	OFI Global Asset Management, Inc., adviser; OppenheimerFunds, Inc., sub-adviser.

Oppenheimer Main Street Small Cap Fund®/VA, Service Shares (previously Oppenheimer Main Street Small- & Mid-Cap Fund®/VA, Service Shares)	Y	Y	Seeks capital appreciation.	OFI Global Asset Management, Inc., adviser; OppenheimerFunds, Inc., sub-adviser.

PIMCO VIT All Asset Portfolio, Advisor Class	Y	Y	Seeks maximum real return consistent with preservation of real capital and prudent investment management.	Pacific Investment Management Company LLC (PIMCO)

Putnam VT Global Health Care Fund – Class IB Shares	N	Y	Seeks capital appreciation.	Putnam Investment Management, LLC, adviser; Putnam Advisory Company, LLC, sub-adviser; and Putnam Investments Limited

Putnam VT International Equity Fund – Class IB Shares	N	Y	Seeks capital appreciation.	Putnam Investment Management, LLC, adviser; Putnam Advisory Company, LLC, sub-adviser; and Putnam Investments Limited

RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS 27

	Available under	Available under
	contracts with	contracts with
	applications	applications
	signed on or after	signed prior to
Investing In	May 1, 2007	May 1, 2007	Investment Objective and Policies	Investment Adviser
Putnam VT Multi-Cap Growth Fund – Class IB Shares	N	Y	Seeks long-term capital appreciation.	Putnam Investment Management, LLC

Putnam VT Small Cap Value Fund – Class IB Shares	N	Y	Seeks capital appreciation.	Putnam Investment Management, LLC

Variable Portfolio – Aggressive Portfolio (Class 2)	Y	N	Seeks high level of total return that is consistent with an aggressive level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in underlying funds that invest in equity securities and also invests a small amount in underlying funds that invest in fixed income securities.	Columbia Management Investment Advisers, LLC

Variable Portfolio – Aggressive Portfolio (Class 4)	Y	N	Seeks high level of total return that is consistent with an aggressive level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in underlying funds that invest in equity securities and also invests a small amount in underlying funds that invest in fixed income securities.	Columbia Management Investment Advisers, LLC

Variable Portfolio – BlackRock Global Inflation-Protected Securities Fund (Class 3) (previously Columbia Variable Portfolio – Global Inflation Protected Securities Fund (Class 3))	Y	Y	Non-diversified fund that seeks total return that exceeds the rate of inflation over the long term.	Columbia Management Investment Advisers, LLC, adviser; BlackRock Financial Management, Inc., subadviser.

 28  RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS

	Available under	Available under
	contracts with	contracts with
	applications	applications
	signed on or after	signed prior to
Investing In	May 1, 2007	May 1, 2007	Investment Objective and Policies	Investment Adviser
Variable Portfolio – Conservative Portfolio (Class 2)	Y	N	Seeks high level of total return that is consistent with a conservative level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in underlying funds that invest in fixed income securities.	Columbia Management Investment Advisers, LLC

Variable Portfolio – Conservative Portfolio (Class 4)	Y	N	Seeks high level of total return that is consistent with a conservative level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in underlying funds that invest in fixed income securities.	Columbia Management Investment Advisers, LLC

Variable Portfolio – Moderate Portfolio (Class 2)	Y	N	Seeks high level of total return that is consistent with a moderate level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in a balance of underlying funds that invest in fixed income securities and underlying funds that invest in equity securities.	Columbia Management Investment Advisers, LLC

Variable Portfolio – Moderate Portfolio (Class 4)	Y	N	Seeks high level of total return that is consistent with a moderate level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in a balance of underlying funds that invest in fixed income securities and underlying funds that invest in equity securities.	Columbia Management Investment Advisers, LLC

RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS 29

	Available under	Available under
	contracts with	contracts with
	applications	applications
	signed on or after	signed prior to
Investing In	May 1, 2007	May 1, 2007	Investment Objective and Policies	Investment Adviser
Variable Portfolio – Moderately Aggressive Portfolio (Class 2)	Y	N	Seeks high level of total return that is consistent with a moderately aggressive level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in underlying funds that invest in equity securities and also invests a moderate amount in underlying funds that invest in fixed income securities.	Columbia Management Investment Advisers, LLC

Variable Portfolio – Moderately Aggressive Portfolio (Class 4)	Y	N	Seeks high level of total return that is consistent with a moderately aggressive level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in underlying funds that invest in equity securities and also invests a moderate amount in underlying funds that invest in fixed income securities.	Columbia Management Investment Advisers, LLC

Variable Portfolio – Moderately Conservative Portfolio (Class 2)	Y	N	Seeks high level of total return that is consistent with a moderately conservative level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in underlying funds that invest in fixed income securities and also invests a moderate amount in underlying funds that invest in equity securities.	Columbia Management Investment Advisers, LLC

 30  RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS

	Available under	Available under
	contracts with	contracts with
	applications	applications
	signed on or after	signed prior to
Investing In	May 1, 2007	May 1, 2007	Investment Objective and Policies	Investment Adviser
Variable Portfolio – Moderately Conservative Portfolio (Class 4)	Y	N	Seeks high level of total return that is consistent with a moderately conservative level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in underlying funds that invest in fixed income securities and also invests a moderate amount in underlying funds that invest in equity securities.	Columbia Management Investment Advisers, LLC

Variable Portfolio – Partners Small Cap Value Fund (Class 3)	Y	Y	Seeks long-term capital appreciation.	Columbia Management Investment Advisers, LLC, adviser; Barrow, Hanley, Mewhinney & Strauss, Inc., Denver Investment Advisors LLC, Donald Smith & Co., Inc., River Road Asset Management, LLC and Turner Investment Partners, Inc., subadvisers.

Variable Portfolio – Sit Dividend Growth Fund (Class 3) (previously Variable Portfolio – Davis New York Venture Fund (Class 3))	Y	Y	Seeks long-term capital growth.	Columbia Management Investment Advisers, LLC, adviser; Sit Investment Associates, Inc., subadviser.

Variable Portfolio – Victory Established Value Fund (Class 3) (previously Variable Portfolio – Goldman Sachs Mid Cap Value Fund (Class 3))	Y	Y	Seeks long-term growth of capital.	Columbia Management Investment Advisers, LLC, adviser; Victory Capital Management, Inc., subadviser.

Wanger International	Y	Y	Seeks long-term capital appreciation.	Columbia Wanger Asset Management, LLC

Wanger USA	Y	Y	Seeks long-term capital appreciation.	Columbia Wanger Asset Management, LLC

RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS 31

The Guarantee Period Accounts (GPAs)

The GPAs may not be available for contracts in some states.

Currently, unless the PN program is in effect, you may allocate purchase payments to one or more of the GPAs with guarantee periods declared by us. These periods of time vary by state. The required minimum investment in each GPA is $1,000. (Exception: if a PN program model portfolio includes one or more GPAs, the required minimum investment does not apply.) These accounts are not offered after the annuitization start date.

Each GPA pays an interest rate that is declared when you make an allocation to that account. That interest rate is then fixed for the guarantee period that you chose. We will periodically change the declared interest rate for any future allocations to these accounts, but we will not change the rate paid on contract value currently in a GPA.

The interest rates that we will declare as guaranteed rates in the future are determined by us at our discretion (future rates). We will determine future rates based on various factors including, but not limited to, the interest rate environment, returns we earn on investments in the nonunitized separate account we have established for the GPAs, the rates currently in effect for new and existing RiverSource Life annuities, product design, competition and RiverSource Life’s revenues and other expenses. We cannot predict nor can we guarantee what future rates will be.

We hold amounts you allocate to the GPAs in a “nonunitized” separate account. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the GPAs. State insurance law prohibits us from charging this separate account with liabilities of any other separate account or of our general business. We own the assets of this separate account as well as any favorable investment performance of those assets. You do not participate in the performance of the assets held in this separate account. We guarantee all benefits relating to your value in the GPAs. This guarantee is based on the continued claims-paying ability of the company’s general account. You should be aware that our general account is exposed to the risks normally associated with a portfolio of fixed-income securities, including interest rate, option, liquidity and credit risk. You should also be aware that we issue other types of insurance and financial products as well, and we also pay our obligations under these products from assets in our general account. Our general account is not segregated or insulated from the claims of our creditors. The financial statements contained in the SAI include a further discussion of the risks inherent within the investments of the general account.

We intend to construct and manage the investment portfolio relating to the separate account in such a way as to minimize the impact of fluctuations by interest rates. We seek to achieve this by constructing a portfolio of assets with a price sensitivity to interest rate changes (i.e., price duration) that is similar to the price duration of the corresponding portfolio of liabilities.

We must invest this portfolio of assets in accordance with requirements established by applicable state laws regarding the nature and quality of investments that life insurance companies may make and the percentage of their assets that they may commit to any particular type of investment. Our investment strategy will incorporate the use of a variety of debt instruments having price durations tending to match the applicable guarantee periods. These instruments include, but are not necessarily limited to, the following:

•	Securities issued by the U.S. government or its agencies or instrumentalities, which issues may or may not be guaranteed by the U.S. government;

•	Debt securities that have an investment grade, at the time of purchase, within the four highest grades assigned by any of three nationally recognized rating agencies — Standard & Poor’s, Moody’s Investors Service or Fitch — or are rated in the two highest grades by the National Association of Insurance Commissioners;

•	Other debt instruments which are unrated or rated below investment grade, limited to 10% of assets at the time of purchase; and

•	Real estate mortgages, limited to 45% of portfolio assets at the time of acquisition.

In addition, options and futures contracts on fixed income securities will be used from time to time to achieve and maintain appropriate investment and liquidity characteristics on the overall asset portfolio.

While this information generally describes our investment strategy, we are not obligated to follow any particular strategy except as may be required by federal law and Indiana and other state insurance laws.

MARKET VALUE ADJUSTMENT (MVA)
We will not apply an MVA to contract value you transfer or surrender out of the GPAs within 30 days before the end of the guarantee period. During this 30 day window, you may choose to start a new guarantee period of the same length, transfer the contract value from the specified GPA to a GPA of another length, transfer the contract value from the specified GPA to any of the subaccounts, the regular fixed account (Current Contract) or the one-year fixed account (Original Contract), or surrender the value from the specified GPA (all subject to applicable surrender and transfer provisions). If we do not receive any

 32  RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS

instructions by the end of your guarantee period, our current practice is to automatically transfer the contract value from the specified GPA into the shortest GPA term offered in your state. If no GPAs are offered, we will transfer the value to the regular fixed account (Current Contract) or the one-year fixed account (Original Contract), if available. If the regular fixed account (Current Contract) or the one-year fixed account (Original Contract) is not available, we will transfer the value to the money market or cash management variable subaccount we designate.

We guarantee the contract value allocated to the GPAs, including the interest credited, if you do not make any transfers or surrenders from the GPAs prior to 30 days before the end of the guarantee period (30-day rule). At all other times, and unless one of the exceptions to the 30-day rule described below applies, we will apply an MVA if you surrender or transfer contract value from a GPA including surrenders under the SecureSource series of riders, the Guarantor Withdrawal Benefit for Life rider or the Guarantor Withdrawal Benefit, or you elect an annuity payout plan while you have contract value invested in a GPA. We will refer to these transactions as “early surrenders.” The application of an MVA may result in either a gain or loss of principal.

For the Current Contract, the 30-day rule does not apply and no MVA will apply to:

•	amounts surrendered under contract provisions that waive surrender charges for Hospital or Nursing Home Confinement and Terminal Illness Disability Diagnosis;

•	amounts transferred automatically under the PN program; and

•	amounts deducted for fees and charges.

Amounts we pay as death claims will not be reduced by any MVA.

For the Original Contract, the 30-day rule does not apply and no MVA will apply to:

•	transfers from a one-year GPA occurring under an automated dollar-cost averaging program or interest sweep strategy;

•	automatic rebalancing under any PN program model portfolio we offer which contains one or more GPAs. However, an MVA may apply if you transfer to a new PN program investment option;

•	amounts applied to an annuity payout plan while a PN program model portfolio containing one or more GPAs is in effect;

•	amounts deducted for fees and charges; or

•	amounts we pay as death claims.

When you request an early surrender, we adjust the early surrender amount by an MVA formula. The early surrender amount reflects the relationship between the guaranteed interest rate you are earning in your current GPA and the interest rate we are crediting on new GPAs that end at the same time as your current GPA.

The MVA is sensitive to changes in current interest rates. The magnitude of any applicable MVA will depend on our current schedule of guaranteed interest rates at the time of the early surrender, the time remaining in your guarantee period and your guaranteed interest rate. The MVA is negative, zero or positive depending on how the guaranteed interest rate on your GPA compares to the interest rate of a new GPA for the same number of years as the guarantee period remaining on your GPA. This is summarized in the following table:

If your GPA rate is:	The MVA is:

Less than the new GPA rate + 0.10%	Negative

Equal to the new GPA rate + 0.10%	Zero

Greater than the new GPA rate + 0.10%	Positive

For examples, see Appendix A.

The Fixed Account (Applies to contract applications signed on or after May 1, 2006 and if available in your state)

Amounts allocated to the fixed account become part of our general account. For the Current Contract, the fixed account includes the regular fixed account and the Special DCA fixed account. For the Original Contract, the fixed account includes the one-year fixed account and the DCA fixed account. We credit interest on amounts you allocate to the fixed account at rates we determine from time to time in our discretion. These rates will be based on various factors including, but not limited to, the interest rate environment, returns we earn on our general account investments, the rates currently in effect for new and existing RiverSource Life annuities, product design, competition, and RiverSource Life’s revenues and expenses. The guaranteed minimum interest rate on amounts invested in the fixed account may vary by state but will not be lower than state law allows. We back the principal and interest guarantees relating to the fixed account. These guarantees are based on the continued claims-paying ability of RiverSource Life. You should be aware that our general account is exposed to the risks normally associated with a portfolio of fixed-income securities, including interest rate, option, liquidity and credit risk. You

RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS 33

should also be aware that we issue other types of insurance and financial products as well, and we also pay our obligations under these products from assets in our general account. Our general account is not segregated or insulated from the claims of our creditors. The financial statements contained in the SAI include a further discussion of the risks inherent within the investments of the general account.

The fixed account is not required to be registered with the SEC. The SEC staff does not review the disclosures in this prospectus on the fixed account, however, disclosures regarding the fixed account may be subject to certain generally applicable provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

Current Contract:
(applications signed on or after Nov. 30, 2009, subject to state availability)

THE REGULAR FIXED ACCOUNT
Unless the PN program we offer is in effect, you may allocate purchase payments or transfer contract value to the regular fixed account. The value of the regular fixed account increases as we credit interest to the regular fixed account. We credit and compound interest daily based on a 365-day year (366 in a leap year) so as to produce the annual effective rate which we declare. The interest rate we apply to each purchase payment or transfer to the regular fixed account is guaranteed for one year. Thereafter, we will change the rates from time to time at our discretion, but your interest rate for each purchase payment or transfer will never change more frequently than annually. There are restrictions on transfers from this account and may be restrictions on the amount you can allocate to this account (see “Making the Most of Your Contract — Transfer policies”).

THE SPECIAL DCA FIXED ACCOUNT
You may allocate purchase payments to the Special DCA fixed account. You may not transfer contract value to the Special DCA fixed account.

You may allocate your entire initial purchase payment to the Special DCA fixed account for a term of six or twelve months. We reserve the right to offer shorter or longer terms for the Special DCA fixed account.

In accordance with your investment instructions, we transfer a pro rata amount from the Special DCA fixed account to the subaccounts or PN program investment option you select monthly so that, at the end of the Special DCA fixed account term, the balance of the Special DCA fixed account is zero. The first Special DCA monthly transfer occurs one day after we receive your payment. You may not use the regular fixed account or any GPA as a destination for the Special DCA monthly transfer. (Exception: if a PN program is in effect, and the PN program investment option you selected, if applicable, includes the regular fixed account or any GPA, amounts will be transferred from the Special DCA fixed account to the regular fixed account or GPA according to the allocation percentage established for the PN program investment option you have selected.)

The value of the Special DCA fixed account increases when we credit interest to the Special DCA fixed account, and decreases when we make monthly transfers from the Special DCA fixed account. When you allocate a purchase payment to the Special DCA fixed account, the interest rates applicable to that purchase payment will be the rates in effect for the Special DCA fixed account term you choose on the date we receive your purchase payment. The applicable interest rate is guaranteed for the length of the term for the Special DCA fixed account term you choose. We credit and compound interest daily based on a 365-day year (366 in a leap year) so as to produce the annual effective rate which we declare. We credit interest only on the declining balance of the Special DCA fixed account; we do not credit interest on amounts that have been transferred from the Special DCA fixed account. As a result, the net effective interest rates we credit will be less than the declared annual effective rates. Generally, we will credit the Special DCA fixed account with interest at the same annual effective rate we apply to the regular fixed account on the date we receive your purchase payment, regardless of the length of the term you select. From time to time, we may credit interest to the Special DCA fixed account at promotional rates that are higher than those we credit to the regular fixed account. We reserve the right to declare different annual effective rates:

•	for the Special DCA fixed account and the regular fixed account; and

•	for the Special DCA fixed accounts with terms of differing length.

Alternatively, you may allocate your initial purchase payment to any combination of the following which equals one hundred percent of the amount you invest:

•	the Special DCA fixed account for a six month term;

•	the Special DCA fixed account for a twelve month term;

•	the PN program investment option in effect;

•	if no PN program investment option is in effect, to the regular fixed account, the GPAs and/or the subaccounts, subject to investment minimums and other restrictions we may impose on investments in the regular account and the GPAs.

 34  RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS

Once you establish a Special DCA fixed account, you cannot allocate additional purchase payments to it. However, you may establish another Special DCA fixed account and allocate new purchase payments to it.

If you participate in a PN program, and you change to a different PN program investment option while a Special DCA fixed account term is in progress, we will allocate transfers from the Special DCA fixed account to your newly-elected PN program investment option.

If your contract permits, and you discontinue your participation in a PN program while a Special DCA fixed account term is in progress, we will allocate transfers from your Special DCA fixed account for the remainder of the term to the subaccounts in accordance with your current Special DCA fixed account allocation instructions. If your current Special DCA fixed account allocation instructions include a fund to which allocations are restricted and you do not provide new instructions, we will transfer prorated amounts to the valid portion of your allocation instruction.

You may discontinue any Special DCA fixed account before the end of its term by giving us notice. If you do so, we will transfer the remaining balance of the Special DCA fixed account to the PN program investment option in effect, or if no PN program investment option is in effect, in accordance with your investment instructions to us to the regular fixed account, the GPAs and/or the subaccounts, subject to investment minimums and other restrictions we may impose on investments in the regular fixed account and the GPAs, including but not limited to, any limitations described in this prospectus on transfers (see “Transfer policies”).

Dollar-cost averaging from the Special DCA fixed account does not guarantee that any subaccount will gain in value nor will it protect against a decline in value if market prices fall. For a discussion of how dollar-cost averaging works, see “Making the Most of your Contract — Automated Dollar-Cost Averaging.”

Original Contract:
(applications signed prior to Nov. 30, 2009 or in states where the Current Contract is not available)

ONE-YEAR FIXED ACCOUNT
Unless the PN program we offer is in effect, you may allocate purchase payments or transfer contract value to the one-year fixed account if part of your contract. The value of the one-year fixed account increases as we credit interest to the one-year fixed account. We credit and compound interest daily based on a 365-day year (366 in a leap year) so as to produce the annual effective rate which we declare. We credit the one-year fixed account with the current guaranteed annual rate that is in effect on the date we receive your purchase payment or you transfer contract value to the one-year fixed account. The interest rate we apply to each purchase payment or transfer to the one-year fixed account is guaranteed for one year. There are restrictions on the amount you can allocate to the one-year fixed account as well as on transfers from this account (see “Making the Most of Your Contract — Transfer policies”).

DCA FIXED ACCOUNT
You may allocate purchase payments to the DCA fixed account. You may not transfer contract value to the DCA fixed account.

You may allocate your entire initial purchase payment to the DCA fixed account for a term of six or twelve months. We reserve the right to offer shorter or longer terms for the DCA fixed account.

In accordance with your investment instructions, we transfer a pro rata amount from the DCA fixed account to your investment allocations monthly so that, at the end of the DCA fixed account term, the balance of the DCA fixed account is zero. The first DCA monthly transfer occurs one day after we receive your payment.

The value of the DCA fixed account increases when we credit interest to the DCA fixed account, and decreases when we make monthly transfers from the DCA fixed account. When you allocate a purchase payment to the DCA fixed account, the interest rates applicable to that purchase payment will be the rates in effect for the DCA fixed account term you choose on the date we receive your purchase payment. The applicable interest rate is guaranteed for the length of the term for the DCA fixed account term you choose. We credit and compound interest daily based on a 365-day year (366 in a leap year) so as to produce the annual effective rate which we declare. We credit interest only on the declining balance of the DCA fixed account; we do not credit interest on amounts that have been transferred from the DCA fixed account. As a result, the net effective interest rates we credit will be less than the declared annual effective rates. Generally, we will credit the DCA fixed account with interest at the same annual effective rate we apply to the one-year fixed account on the date we receive your purchase payment, regardless of the length of the term you select. From time to time, we may credit interest to the DCA fixed account at promotional rates that are higher than those we credit to the one-year fixed account. We reserve the right to declare different annual effective rates:

•	for the DCA fixed account and the one-year fixed account;

•	for the DCA fixed accounts with terms of differing length;

RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS 35

•	for amounts in the DCA fixed account that are transferred to the one-year fixed account;

•	for amounts in the DCA fixed account that are transferred to the GPAs;

•	for amounts in the DCA fixed account that are transferred to the subaccounts.

Alternatively, you may allocate your initial purchase payment to any combination of the following which equals one hundred percent of the amount you invest:

•	the DCA fixed account for a six month term;

•	the DCA fixed account for a twelve month term;

•	the PN program investment option in effect;

•	if no PN program investment option is in effect, to the one-year fixed account, the GPAs and/or the subaccounts, subject to investment minimums and other restrictions we may impose on investments in the one-year fixed account and the GPAs.

If you make a purchase payment while a DCA fixed account term is in progress, you may allocate your purchase payment among the following:

•	to the DCA fixed account term(s) then in effect. Amounts you allocate to an existing DCA fixed account term will be transferred out of the DCA fixed account over the remainder of the term. For example, if you allocate a new purchase payment to an existing DCA fixed account term of six months when only two months remains in the six month term, the amount you allocate will be transferred out of the DCA fixed account over the remaining two months of the term;

•	to the PN program investment option then in effect;

•	if no PN program investment option is in effect, then to the one-year fixed account, the GPAs and/or the subaccounts, subject to investment minimums and other restrictions we may impose on investments in the one-year fixed account and the GPAs.

If no DCA fixed account term is in progress when you make an additional purchase payment, you may allocate it according to the rules above for the allocation of your initial purchase payment.

If you participate in a PN program, and you change to a different PN program investment option while a DCA fixed account term is in progress, we will allocate transfers from the DCA fixed account to your newly-elected PN program investment option.

If your contract permits, and you discontinue your participation in a PN program investment option while a DCA fixed account term is in progress, we will allocate transfers from the DCA fixed account for the remainder of the term in accordance with your investment instructions to us to the one-year fixed account, the GPAs and the subaccounts, subject to investment minimums and other restrictions we may impose on investments in the one-year fixed account and the GPAs, including but not limited to, any limitations described in this prospectus on transfers (see “Transfer policies”).

You may discontinue any DCA fixed account before the end of its term by giving us notice. If you do so, we will transfer the remaining balance of the DCA fixed account whose term you are ending to the PN program investment option in effect, or if no PN program investment option is in effect, in accordance with your investment instructions to us to the one-year fixed account, the GPAs and/or the subaccounts, subject to investment minimums and other restrictions we may impose on investments in the one-year fixed account and the GPAs, including but not limited to, any limitations described in this prospectus on transfers (see “Transfer policies”).

Dollar-cost averaging from the DCA fixed account does not guarantee that any subaccount will gain in value nor will it protect against a decline in value if market prices fall. For a discussion of how dollar-cost averaging works, see “Making the Most of your Contract — Automated Dollar-Cost Averaging.”

Buying Your Contract

New contracts are not currently being offered. We are required by law to obtain personal information from you which we will use to verify your identity. If you do not provide this information we reserve the right to refuse to issue your contract or take other steps we deem reasonable. As the owner, you have all rights and may receive all benefits under the contract. You may select a qualified or nonqualified annuity. You can own a nonqualified annuity in joint tenancy with rights of survivorship only in spousal situations. You cannot own a qualified annuity in joint tenancy. For the Current Contract, you can buy a contract if you are 85 or younger. For the Original Contract, you can buy a contract if you and the annuitant are age 85 or younger. (The age limit may be younger for qualified annuities in some states.)

 36  RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS

When you applied, you could have selected:

Current Contract:
(applications signed on or after Nov. 30, 2009, subject to state availability)

•	GPAs, the regular fixed account, the Special DCA fixed account and/or subaccounts in which you want to invest;

•	how you want to make purchase payments;

•	a beneficiary;

•	the optional PN program(1); and

•	one of the following optional death benefits:

–	MAV Death Benefit;

–	5% Accumulation Death Benefit; or

–	Enhanced Death Benefit.

•	one of the following additional optional death benefits:

–	Benefit Protector Death Benefit rider(2); or

–	Benefit Protector Plus Death Benefit rider(2).

In addition you could have also selected one of the following optional living benefits (all require the use of the PN program):

•	SecureSource Stages 2 riders;

•	SecureSource Stages riders;

•	Accumulation Protector Benefit rider

The Current Contract provides for allocation of purchase payments to the GPAs, the regular fixed account, the Special DCA fixed account and/or the subaccounts of the variable account subject to the $1,000 required minimum investment for the GPAs. We currently allow you to allocate the total amount of purchase payment to the regular fixed account. We reserve the right to limit purchase payment allocations to the regular fixed account at any time on a non-discriminatory basis with notification, subject to state restrictions. You cannot allocate purchase payments to the fixed account for six months following a partial surrender from the fixed account, a lump sum transfer from the regular fixed account, or termination of automated transfers from the Special DCA fixed account prior to the end of the Special DCA fixed account term.

Original Contract:
(applications signed prior to Nov. 30, 2009 or in states where the Current Contract was not available)

•	GPAs, the one-year fixed account, if part of your contract, the DCA fixed account if part of your contract and/or subaccounts in which you want to invest;

•	how you want to make purchase payments;

•	a beneficiary;

•	the optional PN program(1); and

•	one of the following optional death benefits:

–	MAV Death Benefit;

–	5% Accumulation Death Benefit; or

–	Enhanced Death Benefit.

•	one of the following additional optional death benefits:

–	Benefit Protector Death Benefit rider(2); or

–	Benefit Protector Plus Death Benefit rider(2).

In addition, if available in your state, could have also selected one of the following optional living benefits (all require the use of the PN program):

•	SecureSource 20 riders;

•	SecureSource riders;

•	Accumulation Protector Benefit rider;

•	Guarantor Withdrawal Benefit for Life rider;

•	Guarantor Withdrawal Benefit rider;

•	Income Assurer Benefit – MAV rider;

•	Income Assurer Benefit – 5% Accumulation Benefit Base rider; or

•	Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base rider.

RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS 37

(1)	There is no additional charge for this feature.
(2)	Not available with 5% Accumulation or Enhanced Death Benefit.

The Original Contract provides for allocation of purchase payments to the GPAs, the one-year fixed account (if part of your contract), the DCA fixed account (if part of your contract) and/or to the subaccounts of the variable account in even 1% increments subject to the $1,000 required minimum investment for the GPAs. The amount of any purchase payment allocated to the one-year fixed account in total cannot exceed 30% of the purchase payment. More than 30% of a purchase payment may be so allocated if you establish an automated dollar-cost averaging arrangement with respect to the purchase payment according to procedures currently in effect. We reserve the right to further limit purchase payment allocations to the one-year fixed account if the interest rate we are then crediting on new purchase payments allocated to the one-year fixed account is equal to the minimum interest rate stated in the contract.

For both the Current Contract and the Original Contract:
We will credit additional purchase payments you make to your accounts on the valuation date we receive them. If we receive an additional purchase payment at our corporate office before the close of business, we will credit any portion of that payment allocated to the subaccounts using the accumulation unit value we calculate on the valuation date we received the payment. If we receive an additional purchase payment at our corporate office at or after the close of business, we will credit any portion of that payment allocated to the subaccounts using the accumulation unit value we calculate on the next valuation date after we received the payment.

You may make monthly payments to your contract under a Systematic Investment Plan (SIP). You must make an initial purchase payment of $10,000. Then, to begin the SIP, you will complete and send a form and your first SIP payment along with your application. There is no charge for SIP. You can stop your SIP payments at any time.

In most states, you may make additional purchase payments to nonqualified and qualified annuities until the annuitization start date.

THE ANNUITIZATION START DATE
Current Contract:
Annuity payouts begin on the annuitization start date. This means that the contract will be annuitized or converted to a stream of monthly payments. If your contract is annuitized, the contract goes into payout and only the annuity payout provisions continue. Unless annuity payout Plan E is selected, you will no longer have access to your contract value. This means that the death benefit and any optional benefits you have elected will end. When we process your application, we will establish the annuitization start date to be the maximum age (or contract anniversary if applicable). You also can change the annuitization start date, provided you send us written instructions at least 30 days before annuity payouts begin.

The annuitization start date must be:

•	no earlier than the 30th day after the contract’s effective date; and no later than

•	the owner’s 95th birthday or the tenth contract anniversary, if later,

•	or such other date as agreed to by us.

Six months prior to your annuitization start date, we will contact you with your options including the option to postpone your annuitization start date to a future date. You can also choose to delay the annuitization of your contract beyond age 95 indefinitely, to the extent allowed by applicable tax laws.

If you do not make an election, annuity payouts using the contract’s default option of annuity payout Plan B – Life with 10 years certain will begin on the annuitization start date and your monthly annuity payments will continue for as long as the annuitant lives. If the annuitant does not survive 10 years, beneficiaries will continue to receive payments until 10 years of payments have been made. Some distributors require annuitization by age 95. In that case, the option to continue to defer the annuitization start date after age 95 is not available.

If you own a qualified annuity (for example, an IRA) and tax laws require that you take distributions from your annuity prior to your new annuitization start date, your contract will not be automatically annuitized. However, if you choose, you can elect to request annuitization or take surrenders to meet your required minimum distributions.

Please see “SecureSource Stages 2 — Other Provisions” section regarding options under this rider at the annuitization start date.

Original Contract:
Annuity payouts begin on the annuitization start date. This means that the contract will be annuitized or converted to a stream of monthly payments and you will receive the first payment on the annuitization start date. The first annuity payment will be made as provided by the annuity payment plan you select. When we process your application, we will establish the

 38  RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS

annuitization start date to be the maximum age (or contract anniversary if applicable). You also can change the annuitization start date, provided you send us written instructions at least 30 days before annuity payouts begin.

The annuitization start date must be:

•	the annuitant’s 90th(1) birthday or the tenth contract anniversary, if purchased after age 80(1),

•	or such other date as agreed upon by us.

Prior to your annuitization start date, we will contact you with your options. If you do not make an election, your annuitization start date will be deferred.

For qualified annuities except Roth IRAs, to comply with IRS regulations, the annuitization start date generally must be:

•	for IRAs by April 1 of the year following the calendar year when the annuitant reaches age 70 1/2; or

•	for all other qualified annuities, by April 1 of the year following the calendar year when the annuitant reaches age 70 1/2 or, if later, retires (except that 5% business owners may not select an annuitization start date that is later than April 1 of the year following the calendar year when they reach age 70 1/2).

If you satisfy your required minimum distributions in the form of partial surrenders from this contract, annuity payouts can start:

•	As late as the annuitant’s 90th(1) birthday or the tenth contract anniversary, if later, or a date that has been otherwise agreed to by us.

•	Contract owners of IRAs and TSAs may also be able to satisfy required minimum distributions using other IRAs or TSAs, and in that case, will delay the annuitization start date for these contracts.

(1)	Applies to contracts with applications signed on or after May 1, 2006, in most states. For all other contracts, the annuitization start date must be no later than the annuitant’s 85th birthday or the tenth contract anniversary, if purchased after age 75.

BENEFICIARY
We will pay to your named beneficiary the death benefit if it becomes payable while the contract is in force and before the annuitization start date. If there is more than one beneficiary, we will pay each beneficiary’s designated share when we receive their completed claim. A beneficiary will bear the investment risk of the variable account until we receive the beneficiary’s completed claim. If there is no named beneficiary, the default provisions of your contract will apply. (See “Benefits in Case of Death” for more about beneficiaries.)

If you select one of the SecureSource series – Joint Life rider, please consider carefully whether or not you wish to change the beneficiary of your annuity contract. The rider will terminate if the surviving covered spouse cannot utilize the spousal continuation provision of the contract when the death benefit is payable.

PURCHASE PAYMENTS
Purchase payment amounts and purchase payment timing may vary by state and be limited under the terms of your contract.

If we do not receive your initial purchase payment within 180 days from the application signed date, we will consider your contract void from the start.

Minimum initial purchase payment
  $10,000

Minimum additional purchase payments
  $50 for SIPs

  $100 for all other payment types

Maximum total purchase payments (without corporate office approval)

•	Current Contract:
(applications signed on or after Nov. 30, 2009, subject to state availability)

  Maximum total purchase payments* based on your age on the effective date of the payment:

For the first year and total:
through age 85	$1,000,000
age 86 or older	$0

For each subsequent year:
through age 85	$100,000
age 86 or older	$0

RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS 39

  • Original Contract:
(applications signed prior to Nov. 30, 2009 or in states where the Current Contract was not available)

  Maximum total purchase payments*
     $1,000,000

Additional purchase payment restrictions for contracts with the Guarantor Withdrawal Benefit rider, Guarantor Withdrawal Benefit for Life rider, or SecureSource riders.

Effective Jan. 26, 2009, after initial purchase payments are received, limited additional purchase payments allowed for contracts with the Guarantor Withdrawal Benefit rider, Guarantor Withdrawal Benefit for Life rider, or SecureSource riders, subject to state restrictions. Initial purchase payments are: 1) payments received with the application, and 2) Tax Free Exchanges, rollovers, and transfers listed on the annuity application, paper work initiated within 30 days from the application signed date and received within 180 days from the application signed date.

For contracts issued in all states except those listed below, the only additional purchase payments that will be allowed on/after Jan. 26, 2009 are the maximum annual contribution permitted by the Code for qualified annuities.

For contracts issued in Florida, New Jersey, and Oregon, additional purchase payments to your variable annuity contract with the Guarantor Withdrawal Benefit rider, Guarantor Withdrawal Benefit for Life rider, or SecureSource riders will be limited to $100,000 for the life of your contract. The limit does not apply to initial purchase payments.

Additional purchase payment restrictions for the SecureSource Stages 2 riders, SecureSource Stages riders and SecureSource 20 riders

Effective Feb. 27, 2012, no additional purchase payments are allowed for contracts with SecureSource Stages 2 riders, SecureSource Stages riders and SecureSource 20 riders subject to certain exceptions listed below.

Certain exceptions apply and the following additional purchase payments will be allowed on or after Feb. 27, 2012:

a.	Current tax year contributions for TSAs and Custodial and investment only plans under Section 401(a) of the Code, up to the annual limit set by the IRS.

b.	Prior and current tax year contributions up to the annual limit set up by the IRS for any Qualified Accounts except TSAs and 401(a)s. This annual limit applies to IRAs, Roth IRAs and SEP plans.

We reserve the right to change these current rules any time, subject to state restrictions.

The riders also prohibit additional purchase payments while the rider is effective, if (1) you decline a rider fee increase, or (2) the Annual Lifetime Payment (ALP) is established and your contract value on an anniversary is less than four times the ALP. (For the purpose of this calculation only, the ALP is determined using percentage B, as described under “Optional Living Benefits — SecureSource Stages 2 Riders, SecureSource Stages Riders and SecureSource 20 Riders.”)

Additional purchase payment restrictions for the Accumulation Protector Benefit rider

Additional purchase payments are prohibited during the waiting period after the first 180 days immediately following the effective date of the Accumulation Protector Benefit rider.

For the Current Contract, additional purchase payments are also allowed within 180 days from the last contract anniversary if you exercise the elective step up option.

Subject to state restrictions, we reserve the right to change the above purchase payment limitations, including making further restrictions, upon written notice.

*	These limits apply in total to all RiverSource Life annuities you own unless a higher maximum applies to your contract. We reserve the right to waive or increase the maximum limit. For qualified annuities, the Code’s limits on annual contributions also apply. Additional purchase payments for inherited IRA contracts cannot be made unless the payment is IRA money inherited from the same decedent.

HOW TO MAKE PURCHASE PAYMENTS

 1 By letter

Send your check along with your name and contract number to:

RiverSource Life Insurance Company
829 Ameriprise Financial Center
Minneapolis, MN 55474

 40  RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS

 2 By SIP

Contact your investment professional to complete the necessary SIP paperwork.

LIMITATIONS ON USE OF CONTRACT
If mandated by applicable law, including, but not limited to, federal anti-money laundering laws, we may be required to reject a purchase payment. We may also be required to block an owner’s access to contract values or to satisfy other statutory obligations. Under these circumstances, we may refuse to implement requests for transfers, surrenders or death benefits until instructions are received from the appropriate governmental authority or a court of competent jurisdiction.

Charges

ALL CONTRACTS

CONTRACT ADMINISTRATIVE CHARGE
We charge this fee for establishing and maintaining your records. We deduct $40 from the contract value on your contract anniversary or, if earlier, when the contract is fully surrendered. We prorate this charge among the GPAs, the fixed account and the subaccounts in the same proportion your interest in each account bears to your total contract value. Some states also limit any contract charge that applies to the fixed account. For the Current Contract, we reserve the right to increase this charge after the first contract anniversary to a maximum of $50.

We will waive this charge when your contract value is $50,000 or more on the current contract anniversary. For the Current Contract, we reserve the right to charge up to $20 after the first contract anniversary for contracts with contract value of $50,000 or more.

If you take a full surrender from your contract, we will deduct the charge at the time of surrender regardless of the contract value. We cannot increase the annual contract administrative charge for the Original Contract. This charge does not apply to amounts applied to an annuity payment plan or to the death benefit (other than when deducted from the Full Surrender Value component of the death benefit for the Current Contract).

VARIABLE ACCOUNT ADMINISTRATIVE CHARGE
We apply this charge daily to the subaccounts. It is reflected in the unit values of your subaccounts and it totals 0.15% of their average daily net assets on an annual basis. It covers certain administrative and operating expenses of the subaccounts such as accounting, legal and data processing fees and expenses involved in the preparation and distribution of reports and prospectuses. We cannot increase the variable account administrative charge.

MORTALITY AND EXPENSE RISK FEE
We charge these fees daily to the subaccounts. The unit values of your subaccounts reflect these fees. These fees cover the mortality and expense risk that we assume. These fees do not apply to the GPAs or the fixed account. We cannot increase these fees.

The mortality and expense risk fee you pay is determined by the death benefit guarantee in effect:

Current Contract:
(applications signed on or after Nov. 30, 2009, subject to state availability)

Mortality and
expense risk fee

CV Death Benefit*	1.30%

ROPP Death Benefit	1.30

MAV Death Benefit	1.55

5% Accumulation Death Benefit	1.70

Enhanced Death Benefit	1.75

*	CV Death Benefit is available only after an ownership change or spousal continuation if any owner or spouse who continues the contract is over age 85 and therefore cannot qualify for the ROPP death benefit.

Original Contract:
(applications signed prior to Nov. 30, 2009 or in states where the Current Contract was not available)

RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS 41

Mortality and
expense risk fee

ROP Death Benefit	1.30%

MAV Death Benefit	1.50

5% Accumulation Death Benefit	1.65

Enhanced Death Benefit	1.70

Mortality risk arises because of our guarantee to pay a death benefit and our guarantee to make annuity payouts according to the terms of the contract, no matter how long a specific owner or annuitant lives and no matter how long our entire group of annuitants live. If, as a group, owners or annuitants outlive the life expectancy we assumed in our actuarial tables, then we must take money from our general assets to meet our obligations. If, as a group, owners or annuitants do not live as long as expected, we could profit from the mortality risk fee. We deduct the mortality risk fee from the subaccounts during the annuity payout period even if the annuity payout plan does not involve a life contingency.

Expense risk arises because we cannot increase the contract administrative charge for the Original Contract, we are limited on how much we can increase the contract administrative charge for the Current Contract, and we cannot increase the variable account administrative charge and these charges may not cover our expenses. We would have to make up any deficit from our general assets. We could profit from the expense risk fee if future expenses are less than expected.

The subaccounts pay us the mortality and expense risk fee they accrued as follows:

•	first, to the extent possible, the subaccounts pay this fee from any dividends distributed from the funds in which they invest;

•	then, if necessary, the funds redeem shares to cover any remaining fees payable.

We may use any profits we realize from the subaccounts’ payment to us of the mortality and expense risk fee for any proper corporate purpose, including, among others, payment of distribution (selling) expenses. We do not expect that the surrender charge will cover sales and distribution expenses.

SURRENDER CHARGE
If you surrender all or part of your contract value before the annuitization start date, we may deduct a surrender charge. As described below, a surrender charge applies to each purchase payment you make. The surrender charge lasts for 7 years from the date of each purchase payment (see “Expense Summary”).

You may surrender an amount during any contract year without a surrender charge. We call this amount the total free amount (FA for the Current Contract, TFA for the Original Contract). Throughout this prospectus when we use the acronym FA, it includes TFA. The FA varies depending on whether your contract includes one of the SecureSource series of riders, the Guarantor Withdrawal Benefit for Life rider or the Guarantor Withdrawal Benefit rider:

Current Contract without SecureSource Stages rider

The FA is the greater of:

•	10% of the contract value on the prior contract anniversary, less any prior surrenders taken in the current contract year; or

•	current contract earnings.

During the first contract year, the FA is the greater of:

•	10% of all purchase payments applied prior to your surrender request, less any amounts surrendered prior to your surrender request that represent the FA; or

•	current contract earnings.

Original Contract without SecureSource 20 rider, SecureSource rider, Guarantor Withdrawal Benefit for Life rider or Guarantor Withdrawal Benefit rider

The FA is the greater of:

•	10% of the contract value on the prior contract anniversary(1), less any prior surrenders taken in the current contract year; or

•	current contract earnings.

Current Contract with SecureSource Stages rider

The FA is the greatest of:

•	10% of the contract value on the prior contract anniversary, less any prior surrenders taken in the current contract year;

•	current contract earnings; or

•	the Remaining Annual Lifetime Payment (this amount will be zero during the waiting period).

 42  RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS

During the first contract year, the FA is the greatest of:

•	10% of all purchase payments applied prior to your surrender request, less any amounts surrendered prior to your surrender request that represent the FA; or

•	current contract earnings.

Original Contract with SecureSource 20 rider, SecureSource rider or Guarantor Withdrawal Benefit for Life rider

The FA is the greatest of:

•	10% of the contract value on the prior contract anniversary(1), less any prior surrenders taken in the current contract year;

•	current contract earnings; or

•	the greater of the Remaining Benefit Payment or the Remaining Annual Lifetime Payment (for the SecureSource 20 rider, Remaining Benefit Payment and the Remaining Annual Lifetime Payment are zero during the waiting period).

Original Contract with Guarantor Withdrawal Benefit rider

The FA is the greatest of:

•	10% of the contract value on the prior contract anniversary(1), less any prior surrenders taken in the current contract year;

•	current contract earnings; or

•	the Remaining Benefit Payment.

(1)	We consider your initial purchase payment to be the prior contract anniversary’s contract value during the first contract year.

Amounts surrendered in excess of the FA may be subject to a surrender charge as described below.

A surrender charge will apply if the amount you surrender includes any of your prior purchase payments that are still within their surrender charge schedule. To determine whether your surrender includes any of your prior purchase payments that are still within their surrender charge schedule, we surrender amounts from your contract in the following order:

1.	First, we surrender the FA. Contract earnings are surrendered first, followed by purchase payments. We do not assess a surrender charge on the FA. We surrender payments that are considered part of the FA on a first-in, first-out (FIFO) basis for the Current Contract, and last-in, first-out (LIFO) basis for the Original Contract.

2.	Next, we surrender purchase payments received that are beyond the surrender charge period shown in your contract. We surrender these payments on a FIFO basis. We do not assess a surrender charge on these payments.

3.	Finally, we surrender any additional purchase payments received that are still within the surrender charge period shown in your contract. We surrender these payments on a FIFO basis. We do assess a surrender charge on these payments.

The amount of purchase payments surrendered is calculated using a prorated formula based on the percentage of contract value being surrendered. As a result, the amount of purchase payments surrendered may be greater than the amount of contract value surrendered.

We determine your surrender charge by multiplying each of your payments surrendered which could be subject to a surrender charge by the applicable surrender charge percentage (see “Expense Summary”), and then adding the total surrender charges.

For a partial surrender, we will determine the amount of contract value that needs to be surrendered, which after any surrender charge and any positive or negative market value adjustment, will equal the amount you request.

Example: Each time you make a purchase payment under the contract, a surrender charge schedule attaches to that purchase payment. The surrender charge percentage for each purchase payment declines according to the surrender charge schedule shown in your contract. (The surrender charge percentages for the 7-Year surrender charge schedule are shown in a table in the “Expense Summary”.) For example, during the first two years after a purchase payment is made, the surrender charge percentage attached to that payment is 7%. The surrender charge percentage for that payment during the seventh year after it is made is 2%. At the beginning of the eighth year after that purchase payment is made, and thereafter, there is no longer a surrender charge as to that payment.

For an example, see Appendix B.

Waiver of surrender charges
We do not assess surrender charges for:

•	surrenders each year that represent the total free amount for that year;

•	required minimum distributions from a qualified annuity to the extent that they exceed the free amount. The amount on which surrender charges are waived can be no greater than the RMD amount calculated under your specific contract currently in force. (Please note that, if you are buying a new contract with inherited IRA money, we will not waive

RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS 43

surrender charges for a five-year distribution and, therefore, if that option is selected, you should choose a surrender charge period that is no longer than the time remaining in the five-year period.);

•	amounts applied to an annuity payment plan (Exception: As described below, if you select annuity payout Plan E, and choose later to withdraw the value of your remaining annuity payments, we will assess a surrender charge.)

•	surrenders made as a result of one of the “Contingent events” described below to the extent permitted by state law (see your contract for additional conditions and restrictions). For the Current Contract, waiver of surrender charges for Contingent events will not apply to Tax Free Exchanges, rollovers and transfers to another annuity contract;

•	amounts we refund to you during the free look period; and

•	death benefits.

Current Contract:

Contingent events

•	Surrenders you make if you are confined to a hospital or nursing home and have been for the prior 60 days or confinement began within 30 days following a 60 day confinement period. Such confinement must begin after the contract issue date. Your contract will include this provision when you are under age 76 at contract issue. You must provide us with a letter containing proof satisfactory to us of the confinement as of the date you request the surrender. We must receive your surrender request no later than 91 days after your release from the hospital or nursing home. The amount surrendered must be paid directly to you.

•	Surrenders you make if you are disabled with a medical condition and are diagnosed in the second or later contract years with reasonable medical certainty, that the disability will result in death within 12 months or less from the date of the diagnosis. You must provide us with a licensed physician’s statement containing the terminal illness diagnosis, the expected date of death and the date the terminal illness was initially diagnosed. The amount surrendered must be paid directly to you.

Original Contract:

Contingent events

•	Surrenders you make if you or the annuitant are confined to a hospital or nursing home and have been for the prior 60 days. Your contract will include this provision when you and the annuitant are under age 76 at contract issue. You must provide proof satisfactory to us of the confinement as of the date you request the surrender.

•	Surrenders you make if you or the annuitant are diagnosed in the second or later contract years as disabled with a medical condition that with reasonable medical certainty will result in death within 12 months or less from the date of the diagnosis. You must provide us with a licensed physician’s statement containing the terminal illness diagnosis and the date the terminal illness was initially diagnosed.

Both Contracts:
Surrender charge under Annuity Payout Plan E — Payouts for a specified period: If you are receiving variable annuity payments under this annuity payout plan, you can choose to take a surrender. The amount that you can surrender is the present value of any remaining variable payouts. The discount rate we use in the calculation will be 5.17% for the assumed investment return of 3.5% and 6.67% for the assumed investment return of 5.0%. The surrender charge equals the present value of the remaining payouts using the assumed investment return minus the present value of the remaining payouts using the discount rate. (See “Charges — Surrender Charge” and “The Annuity Payout Period — Annuity Payout Plans.”)

Possible group reductions: In some cases we may incur lower sales and administrative expenses due to the size of the group, the average contribution and the use of group enrollment procedures. In such cases, we may be able to reduce or eliminate the contract administrative and surrender charges. However, we expect this to occur infrequently.

FUND FEES AND EXPENSES
There are deductions from and expenses paid out of the assets of the funds that are described in the prospectuses for those funds. (See “Annual Operating Expenses of the Funds.”)

PREMIUM TAXES
Certain state and local governments impose premium taxes on us (up to 3.5%). These taxes depend upon your state of residence or the state in which the contract was issued. Currently, we deduct any applicable premium tax on the annuitization start date, but we reserve the right to deduct this tax at other times such as when you make purchase payments or when you make a full surrender from your contract.

 44  RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS

OPTIONAL LIVING BENEFIT CHARGES

SECURESOURCE STAGES 2 RIDER CHARGE
We deduct an annual charge for this optional feature only if you select it. The current annual charges are:

•	SecureSource Stages 2 — Single Life rider, 0.95%

•	SecureSource Stages 2 — Joint Life rider, 1.15%

The charge is based on the greater of the benefit base (BB) or the anniversary contract value, but not more than the maximum BB of $10,000,000.

We deduct the charge from your contract value on your contract anniversary. We prorate this charge among all accounts and subaccounts in the same proportion as your interest in each bears to your total contract value. We will modify this prorated approach to comply with state regulations where necessary.

Once you elect the SecureSource Stages 2 rider, you may not cancel it (except as described below), and the charge will continue to be deducted until the contract or rider is terminated or until the contract value reduces to zero. If the contract or rider is terminated for any reason, we will deduct the charge, adjusted for the number of calendar days coverage was in place since we last deducted the charge.

Currently the SecureSource Stages 2 rider fee does not vary with the PN program investment option selected; however, we reserve the right to vary the rider fee for each investment option. The SecureSource Stages 2 — Single Life rider fee will not exceed a maximum of 1.75%. The SecureSource Stages 2 — Joint Life rider fee will not exceed a maximum of 2.25%.

The following describes how your annual rider fee may increase:

1.	We may increase the annual rider fee at our discretion and on a nondiscriminatory basis. Your annual rider fee will increase if we declare an increase to the fee with written notice 30 days in advance except as described below. The new fee will be in effect on the date we declare in the written notice.

(A)	You can decline this increase and therefore all future fee increases if we receive your written request prior to the date of the fee increase, in which case you permanently relinquish:

(i)	all future annual step-ups, and for the Joint Life rider, spousal continuation step-ups,

(ii)	any ability to make additional purchase payments,

(iii)	any future rider credits, and the credit base (CB) will be permanently reset to zero,

(iv)	any increase to the lifetime payment percentage due to changing age bands on subsequent birthdays and rider anniversaries, and

(v)	the ability to change your investment option to one that is more aggressive than your current investment option. Any change to a less aggressive investment option will further limit the investment options available to the then current and less aggressive investment options.

(B)	You can terminate this rider if your annual rider fee after any increase is more than 0.25 percentage points higher than your fee before the increase and if we receive your written request to terminate the rider prior to the date of the fee increase.

2.	Your annual rider fee may increase if you elect to change to a more aggressive investment option than your current investment option and if the new investment option has a higher current annual rider fee. The annual rider fees associated with the available investment option may change at our discretion, however these changes will not apply to this rider unless you change your current investment option to a more aggressive one. The new fee will be in effect on the valuation date we receive your written request to change your investment option. You cannot decline this type of fee increase. To avoid it, you must stay in the same investment option or move to a less aggressive one. Also, this type of fee increase does not allow you to terminate the rider.

If your rider fee increases, on the next contract anniversary, we will calculate an average rider fee, for the preceding contract year only, that reflects the various different fees that were in effect that year, adjusted for the number of calendar days each fee was in effect.

The fee does not apply after the annuitization start date.

ACCUMULATION PROTECTOR BENEFIT RIDER FEE
We deduct an annual charge of 1.50%(1) of the greater of your contract value or the minimum contract accumulation value on your contract anniversary for this optional benefit only if you select it. A request for an elective step up or the elective spousal continuation step up received on or after Oct. 20, 2012 for the Current Contract and on or after April 29, 2013 for the Original Contract, will increase the rider fee to 1.75% and the new rate will be charged for the entire contract year. We deduct the

RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS 45

charge from the contract value on the contract anniversary. For contract applications signed on or after May 3, 2010, we prorate this charge among all accounts and the subaccounts in the same proportion as your interest in each bears to your total contract value. For contract applications signed prior to June 1, 2009, the charge will be prorated among the GPAs, the one-year fixed account and the subaccounts. We will modify this prorated approach to comply with state regulations where necessary.

Once you elect the Accumulation Protector Benefit rider, you may not cancel it and the charge will continue to be deducted until the end of the waiting period. If the contract or rider is terminated for any reason, we will deduct the charge, adjusted for the number of calendar days coverage was in place since we last deducted the charge.

Currently, the Accumulation Protector Benefit rider fee does not vary with the PN program investment option selected; however, we reserve the right to vary the rider fee for each PN program investment option. The Accumulation Protector Benefit rider charge will not exceed a maximum of 1.75%.

We may change the rider fee at our discretion and on a nondiscriminatory basis.

We will not change the Accumulation Protector Benefit rider fee in effect on your contract after the rider effective date unless:

(a)	you choose the annual elective step up or elective spousal continuation step up after we have exercised our rights to increase the rider fee; or

(b)	you change your PN program investment option after we have exercised our rights to increase the rider fee or vary the rider fee for each PN program investment option.

If you change your PN program investment option after we have exercised our rights to increase the rider fee as described above, you will pay the fee that is in effect on the valuation date we receive your written request to step up or change your investment option. Currently, we waive our right to increase the rider fee if you change your PN program investment option.

The fee does not apply after the annuitization start date.

(1)	For contract applications signed prior to Oct. 4, 2010 and for elective step ups or the elective spousal continuation step ups received on or after Oct. 20, 2012, the following charges apply:

	Initial annual rider fee	Current rider fee for
	and fee for elective step ups	elective step ups
	before 10/20/12 (Current Contract)	on or after 10/20/12 (Current Contract)
For applications signed:	and before 4/29/13 (Original Contract)	and on or after 4/29/13 (Original Contract)

prior to Jan. 26, 2009	0.55%	1.75%

Jan. 26, 2009 – May 31, 2009	0.80%	1.75%

May 3, 2010 – July 18, 2010	0.95%	1.75%

July 19, 2010 – Oct. 3, 2010	1.10%	1.75%

Oct. 4, 2010 through Dec. 31, 2010	1.50%	1.75%

SECURESOURCE RIDER FEE
We deduct a charge based on the greater of the contract anniversary value or the total Remaining Benefit Amount (RBA) for this optional feature only if you select it as follows:

•	SecureSource – Single Life rider, 1.10%(1);

•	SecureSource – Joint Life rider, 1.40%(1).

We deduct the charge from your contract value on your contract anniversary. We prorate this charge among the GPAs, the fixed account and the subaccounts in the same proportion as your interest in each bears to your total contract value. We will modify this prorated approach to comply with state regulations where necessary.

Once you elect a SecureSource rider, you may not cancel it and the charge will continue to be deducted until the contract or rider is terminated, or the contract value reduces to zero. If the contract or rider is terminated for any reason, we will deduct the charge from the proceeds payable adjusted for the number of calendar days coverage was in place since we last deducted the charge. If the RBA reduces to zero but the contract value has not been depleted, you will continue to be charged.

Currently the SecureSource rider fee does not vary with the PN program investment option selected; however, we reserve the right to vary the rider fee for each PN program investment option. The SecureSource – Single Life rider charge will not exceed a maximum charge of 2.00%(2). The SecureSource – Joint Life rider fee will not exceed a maximum fee of 2.50%(2).

We may increase the rider fee at our discretion and on a nondiscriminatory basis.

 46  RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS

We will not change the SecureSource rider fee in effect on your contract after the rider effective date unless:

(a)	you choose the annual elective step up or the elective spousal continuation step up after we have exercised our rights to increase the rider fee; or

(b)	you elect to change your PN program investment option after we have exercised our rights to increase the rider fee or vary the rider fee for each PN program investment option.

If you choose the elective step up, the elective spousal continuation step up, or change your PN program investment option after we have exercised our rights to increase the rider fee as described above, you will pay the fee that is in effect on the valuation date we receive your written request to step up or change your PN program investment option. On the next contract anniversary, we will calculate an average rider fee, for the preceding contract year only, that reflects the various different charges that were in effect that year, adjusted for the number of calendar days each fee was in effect.

The charge does not apply after annuitization start date.

(1)	For contract applications signed on or after June 1, 2008, but prior to Jan. 26, 2009, the current fee is 0.75% for Single Life rider and 0.95% for Joint Life rider. For contract applications signed prior to June 1, 2008, the current fee is 0.65% for Single Life rider and 0.85% for Joint Life rider.
(2)	For contract applications signed prior to Jan. 26, 2009, the maximum fee is 1.50% for Single Life rider and 1.75% for Joint Life rider.

SECURESOURCE STAGES RIDER FEE
We deduct a charge for this optional feature only if you select it as follows:

•	SecureSource Stages – Single Life rider, 1.10%

•	SecureSource Stages – Joint Life rider, 1.35%

The fee is based on the greater of the benefit base (BB) or the anniversary contract value, but not more than the maximum BB of $10,000,000.

We deduct the charge from your contract value on your contract anniversary. We prorate this charge among all accounts and subaccounts in the same proportion as your interest in each bears to your total contract value. We will modify this prorated approach to comply with state regulations where necessary.

Once you elect the SecureSource Stages rider, you may not cancel it (except as described below), and the charge will continue to be deducted until the contract or rider is terminated, or the contract value reduces to zero. If the contract or rider is terminated for any reason, we will deduct the charge adjusted for the number of calendar days coverage was in place since we last deducted the charge.

Currently the SecureSource Stages rider fee does not vary with the PN program investment option selected; however, we reserve the right to vary the rider fee for each PN program investment option. The SecureSource Stages – Single Life rider fee will not exceed a maximum of 2.00%. The SecureSource Stages – Joint Life rider fee will not exceed a maximum of 2.50%.

The following describes how your annual rider fee may increase:

1.	We may increase the annual rider fee at our discretion and on a nondiscriminatory basis. Your annual rider fee will increase if we declare an increase to the fee with written notice 30 days in advance except as described below. The new fee will be in effect on the date we declare in the written notice.

(A)	You can decline this increase and therefore all future fee increases if we receive your written request prior to the date of the fee increase, in which case you permanently relinquish:

(i)	all future annual step-ups, and for the Joint Life rider, spousal continuation step-ups, any ability to make additional purchase payments,

(ii)	any future rider credits, and the credit base (CB) will be permanently reset to zero,

(iii)	any increase to the lifetime payment percentage due to changing age bands on subsequent birthdays and rider anniversaries, and

(iv)	the ability to change your PN program investment option to one that is more aggressive than your current investment option. Any change to a less aggressive PN program investment option will further limit the PN program investment options available to the then current and less aggressive PN program investment options.

(B)	You can terminate this rider if your annual rider fee after any increase is more than 0.25 percentage points higher than your fee before the increase and if we receive your written request to terminate the rider prior to the date of the fee increase.

2.	Your annual rider fee may increase if you elect to change to a more aggressive PN program investment option than your current PN program investment option and if the new PN program investment option has a higher current annual rider fee. The annual rider fees associated with the available PN program investment options may change at our discretion, however

RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS 47

these changes will not apply to this rider unless you change your current PN program investment option to a more aggressive one. The new fee will be in effect on the valuation date we receive your written request to change your PN program investment option. You cannot decline this type of fee increase. To avoid it, you must stay in the same PN program investment option or move to a less aggressive model. Also, this type of fee increase does not allow you to terminate the rider.

If your annual rider fee increases, on the next contract anniversary, we will calculate an average rider fee, for the preceding contract year only, that reflects the various different fees that were in effect that year, adjusted for the number of calendar days each fee was in effect.

The charge does not apply after the annuitization start date.

SECURESOURCE 20 RIDER FEE
We deduct a charge based on the greater of the contract anniversary value or the total Remaining Benefit Amount (RBA) for this optional feature only if you select it as follows:

•	SecureSource 20 – Single Life rider, 1.25%;

•	SecureSource 20 – Joint Life rider, 1.55%.

We deduct the charge from your contract value on your contract anniversary. We prorate this charge among all accounts and subaccounts in the same proportion as your interest in each bears to your total contract value. We will modify this prorated approach to comply with state regulations where necessary.

Once you elect the SecureSource 20 rider, you may not cancel it (except as described below), and the charge will continue to be deducted until the contract or rider is terminated, or the contract value reduces to zero. If the contract or rider is terminated for any reason, we will deduct the charge from the proceeds payable adjusted for the number of calendar days coverage was in place since we last deducted the fee. If the RBA reduces to zero but the contract value has not been depleted, you will continue to be charged.

Currently the SecureSource 20 rider fee does not vary with the PN program investment option selected; however, we reserve the right to vary the rider fee for each PN program investment option. The SecureSource 20 – Single Life rider fee will not exceed a maximum charge of 2.00%. The SecureSource 20 – Joint Life rider fee will not exceed a maximum charge of 2.50%.

The following describes how your annual rider fee may increase:

1.	We may increase the annual rider fee at our discretion and on a nondiscriminatory basis. Your annual rider fee will increase if we declare an increase to the fee with written notice 30 days in advance except as described below. The new fee will be in effect on the date we declare in the written notice.

(A)	You can decline this increase and therefore all future fee increases if we receive your written request prior to the date of the fee increase, in which case you permanently relinquish:

(i)	all future annual step-ups, and for the Joint Life rider, spousal continuation step-ups,

(ii)	any ability to make additional purchase payments,

(iii)	any pending increase to the ALP due to the 20% credit on the later of the third rider anniversary or the date the ALP is established, and

(iv)	the ability to change your PN program investment option to one that is more aggressive than your current one. Any change to a less aggressive PN program investment option will further limit the PN program investment options available to the then current and less aggressive PN program investment options.

(B)	You can terminate this rider if your annual rider fee increase after any increase is more than 0.25 percentage points higher than your fee before the increase and if we receive your written request to terminate the rider prior to the date of the fee increase.

2.	Your annual rider fee may increase if you elect to change to a more aggressive PN program investment option than your current PN program investment options and if the new PN program investment option has a higher current annual rider fee. The annual rider fees associated with the available PN program investment options may change at our discretion, however these changes will not apply to this rider unless you change your current PN program investment option to a more aggressive one. The new fee will be in effect on the valuation date we receive your written request to change your PN program investment option. You cannot decline this type of fee increase. To avoid it, you must stay in the same PN program investment option or move to a less aggressive PN program investment option. Also, this type of fee increase does not allow you to terminate the rider.

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If your annual rider fee increases, on the next contract anniversary, we will calculate an average rider fee, for the preceding contract year only, that reflects the various different fees that were in effect that year, adjusted for the number of calendar days each fee was in effect.

The charge does not apply after the annuitization start date.

GUARANTOR WITHDRAWAL BENEFIT FOR LIFE RIDER FEE(1)
We deduct an annual charge of 0.65% of the greater of the contract anniversary value or the total Remaining Benefit Amount (RBA) for this optional feature only if you select it. We deduct the charge from your contract value on your contract anniversary. We prorate this charge among the GPAs, the fixed account and the subaccounts in the same proportion as your interest in each bears to your total contract value. We will modify this prorated approach to comply with state regulations where necessary.

Once you elect the Guarantor Withdrawal Benefit for Life rider, you may not cancel it and the charge will continue to be deducted until the contract is terminated, or the contract value reduces to zero. If the contract is terminated for any reason or on the annuitization start date, we will deduct the charge from the proceeds payable, adjusted for the number of calendar days coverage was in place since we last deducted the fee. If the RBA goes to zero but the contract value has not been depleted, you will continue to be charged.

Currently the Guarantor Withdrawal Benefit for Life rider fee does not vary with the PN program investment option selected; however, we reserve the right to vary the rider fee for each investment option. The Guarantor Withdrawal Benefit for Life rider fee will not exceed a maximum fee of 1.50%.

We may increase the rider fee at our discretion and on a nondiscriminatory basis.

We will not change the Guarantor Withdrawal Benefit for Life rider fee in effect on your contract after the rider effective date unless:

(a)	you choose the annual elective step up or elective spousal continuation step up after we have exercised our rights to increase the rider fee; or

(b)	you elect to change your PN program investment option after we have exercised our rights to increase the rider fee or vary the rider fee for each investment option.

(1)	See disclosure in Appendix I.

If you choose the elective step up, the elective spousal continuation step up, or change your PN program investment option after we have exercised our rights to increase the rider fee as described above, you will pay the fee that is in effect on the valuation date we receive your written request to step up or change your PN program investment option. On the next contract anniversary, we will calculate an average fee, for the preceding contract year only, that reflects the various different charges that were in effect that year, adjusted for the number of calendar days each fee was in effect.

The charge does not apply after the annuitization start date.

GUARANTOR WITHDRAWAL BENEFIT RIDER FEE(1)
This fee information applies to both Rider A and Rider B (see Appendix J) unless otherwise noted.

We deduct an annual charge of 0.55% of contract value for this optional feature only if you select it. We deduct the charge from your contract value on your contract anniversary. We prorate this charge among the GPAs, the one-year fixed account, and the subaccounts in the same proportion as your interest in each bears to your total contract value. We will modify this prorated approach to comply with state regulations where necessary.

Once you elect the Guarantor Withdrawal Benefit rider, you may not cancel it and the charge will continue to be deducted until the contract is terminated, the contract value reduces to zero or annuity payouts begin. If the contract is terminated for any reason or on the annuitization start date, we will deduct the charge from the proceeds payable adjusted for the number of calendar days coverage was in place since we last deducted the fee. If the Remaining Benefit Amount (RBA) goes to zero but the contract value has not been depleted, you will continue to be charged.

Currently the Guarantor Withdrawal Benefit rider fee does not vary with the PN program investment option selected; however, we reserve the right to vary the rider fee for each PN program investment option. The Guarantor Withdrawal Benefit rider fee will not exceed a maximum charge of 1.50%.

We may increase the rider fee at our discretion and on a nondiscriminatory basis.

We will not change the Guarantor Withdrawal Benefit rider fee in effect on your contract after the rider effective date unless:

(a)	you choose the annual elective step up or elective spousal continuation step up under Rider A after we have exercised our rights to increase the rider fee; or

RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS 49

(b)	you elect to change your PN program investment option after we have exercised our rights to increase the rider fee or vary the rider fee for each PN program investment option.

If you choose the annual or spousal continuation elective step up or change your PN program investment option after we have exercised our rights to increase the rider fee as described above, you will pay the fee that is in effect on the valuation date we receive your written request to step up or change your PN program investment option. On the next contract anniversary, we will calculate an average rider fee, for the preceding contract year only, that reflects the various different charges that were in effect that year, adjusted for the number of calendar days each fee was in effect.

The charge does not apply after the annuitization start date.

(1)	See disclosure in Appendix J.

INCOME ASSURER BENEFIT RIDER FEE
We deduct a charge for this optional feature only if you selected it. We determine the charge by multiplying the guaranteed income benefit base by the charge for the Income Assurer Benefit rider you select. There are three Income Assurer Benefit rider options available under your contract (see “Optional Benefits — Income Assurer Benefit Riders”) and each has a different guaranteed income benefit base calculation. The charge for each Income Assurer Benefit rider is as follows:

	Maximum	Current

Income Assurer Benefit – MAV	1.50%	0.30	%(1)

Income Assurer Benefit – 5% Accumulation Benefit Base	1.75	0.60	(1)

Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base	2.00	0.65	(1)

(1)	For applications signed prior to Oct. 7, 2004, the following current annual rider charges apply: Income Assurer Benefit – MAV — 0.55%, Income Assurer Benefit — 5% Accumulation Benefit Base — 0.70%; and Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base — 0.75%.

We deduct the charge from the contract value on your contract anniversary. We prorate this charge among the GPAs, the one-year fixed account and the subaccounts in the same proportion your interest in each account bears to your total contract value. We will modify this prorated approach to comply with state regulations where necessary. If the contract is terminated for any reason or on the annuitization start date, we will deduct the fee from the proceeds payable adjusted for the number of calendar days coverage was in place since we last deducted the fee.

Currently the Income Assurer Benefit rider fee does not vary with the PN program investment option selected; however, we reserve the right to increase this fee and/or vary the rider fee for each PN program investment option but not to exceed the maximum fees shown above. We cannot change the Income Assurer Benefit fee after the rider effective date, unless you change your PN program investment option after we have exercised our rights to increase the fee and/or charge a separate fee for each PN program investment option. If you choose to change your PN program investment option after we have exercised our rights to increase the rider fee, you will pay the fee that is in effect on the valuation date we receive your written request to change your PN program investment option. On the next contract anniversary, we will calculate an average rider fee, for the preceding contract year only, that reflects the various different charges that were in effect that year, adjusted for the number of calendar days each fee was in effect.

For an example of how each Income Assurer Benefit rider fee is calculated, see Appendix K.

OPTIONAL DEATH BENEFIT CHARGES

BENEFIT PROTECTOR DEATH BENEFIT RIDER FEE
We deduct a charge for the optional feature only if you select it. If selected, we deduct 0.25% of your contract value on your contract anniversary. We prorate this fee among all accounts and subaccounts in the same proportion your interest in each account bears to your total contract value. We will modify this prorated approach to comply with state regulations where necessary.

For the Current Contract, on the annuitization start date and if the contract is terminated for any reason except your election to terminate the rider during the 30 day window after certain anniversaries, we will deduct the fee from the contract value adjusted for the number of calendar days coverage was in place during the contract year. For the Original Contract, on the annuitization start date and if the contract is terminated for any reason other than death, we will deduct the fee from the contract value adjusted for the number of calendar days coverage was in place since we last deducted the fee.

We cannot increase this annual charge after the rider effective date.

BENEFIT PROTECTOR PLUS DEATH BENEFIT RIDER FEE
We deduct a charge for the optional feature only if you select it. If selected, we deduct 0.40% of your contract value on your contract anniversary. We prorate this fee among all accounts and subaccounts in the same proportion your interest in each

 50  RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS

account bears to your total contract value. We will modify this prorated approach to comply with state regulations where necessary.

For the Current Contract, on the annuitization start date and if the contract is terminated for any reason except your election to terminate the rider during the 30 day window after certain anniversaries, we will deduct the fee from the contract value adjusted for the number of calendar days coverage was in place during the contract year.

For the Original Contract, on the annuitization start date and if the contract is terminated for any reason other than death, we will deduct the fee from the contract value adjusted for the number of calendar days coverage was in place since we last deducted the fee.

We cannot increase this annual charge after the rider effective date.

Valuing Your Investment

We value your accounts as follows:

GPAs
We value the amounts you allocated to the GPAs directly in dollars. The value of a GPA equals:

•	the sum of your purchase payments and transfer amounts allocated to the GPAs;

•	plus interest credited;

•	minus the sum of amounts surrendered (including any applicable surrender charges) and amounts transferred out;

•	minus any prorated portion of the contract administrative charge; and

•	minus the prorated portion of the fee for any of the following optional benefits you have selected:

– SecureSource series of riders;

– Accumulation Protector Benefit rider;

– Guarantor Withdrawal Benefit for Life rider;

– Guarantor Withdrawal Benefit rider;

– Income Assurer Benefit rider;

– Benefit Protector rider; or

– Benefit Protector Plus rider.

THE FIXED ACCOUNT
We value the amounts you allocate to the fixed account directly in dollars. The value of the fixed account equals:

•	Current Contract: the sum of your purchase payments allocated to the regular fixed account and the Special DCA fixed account, and transfer amounts to the regular fixed account (including any positive or negative MVA on amounts transferred from the GPAs);

•	Original Contract: the sum of your purchase payments allocated to the one-year fixed account (if included), and the DCA fixed account (if included), and transfer amounts to the one-year fixed account (including any positive or negative MVA on amounts transferred from the GPAs);

•	plus interest credited;

•	minus the sum of amounts surrendered (including any applicable surrender charges) and amounts transferred out;

•	minus any prorated portion of the contract administrative charge; and

•	minus the prorated portion of the fee for any of the following optional benefits you have selected:

– SecureSource series of riders;

– Accumulation Protector Benefit rider;

– Guarantor Withdrawal Benefit for Life rider;

– Guarantor Withdrawal Benefit rider;

– Income Assurer Benefit rider;

– Benefit Protector rider; or

– Benefit Protector Plus rider.

SUBACCOUNTS
We convert amounts you allocated to the subaccounts into accumulation units. Each time you make a purchase payment or transfer amounts into one of the subaccounts, we credit a certain number of accumulation units to your contract for that

RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS 51

subaccount. Conversely, we subtract a certain number of accumulation units from your contract each time you take a partial surrender, transfer amounts out of a subaccount, or we assess a contract administrative charge, a surrender charge or fee for any optional riders with annual charges (if applicable).

The accumulation units are the true measure of investment value in each subaccount during the accumulation period. They are related to, but not the same as, the net asset value of the fund in which the subaccount invests. The dollar value of each accumulation unit can rise or fall daily depending on the variable account expenses, performance of the fund and on certain fund expenses.

Here is how we calculate accumulation unit values:

Number of units: To calculate the number of accumulation units for a particular subaccount we divide your investment by the current accumulation unit value.

Accumulation unit value: The current accumulation unit value for each subaccount equals the last value times the subaccount’s current net investment factor.

We determine the net investment factor by:

•	adding the fund’s current net asset value per share, plus the per share amount of any accrued income or capital gain dividends to obtain a current adjusted net asset value per share; then

•	dividing that sum by the previous adjusted net asset value per share; and

•	subtracting the percentage factor representing the mortality and expense risk fee and the variable account administrative charge from the result.

Because the net asset value of the fund may fluctuate, the accumulation unit value may increase or decrease. You bear all the investment risk in a subaccount.

Factors that affect subaccount accumulation units: Accumulation units may change in two ways — in number and in value.

The number of accumulation units you own may fluctuate due to:

•	additional purchase payments you allocate to the subaccounts;

•	transfers into or out of the subaccounts (including any positive or negative MVA on amounts transferred from the GPAs);

•	partial surrenders;

•	surrender charges;

and the deduction of a prorated portion of:

•	the contract administrative charge; and

•	the fee for any of the following optional benefits you have selected:

– SecureSource series of riders;

– Accumulation Protector Benefit rider;

– Guarantor Withdrawal Benefit for Life rider;

– Guarantor Withdrawal Benefit rider;

– Income Assurer Benefit rider;

– Benefit Protector rider; or

– Benefit Protector Plus rider.

Accumulation unit values will fluctuate due to:

•	changes in fund net asset value;

•	fund dividends distributed to the subaccounts;

•	fund capital gains or losses;

•	fund operating expenses; and

•	mortality and expense risk fee and the variable account administrative charge.

Making the Most of Your Contract

AUTOMATED DOLLAR-COST AVERAGING
Currently, you can use automated transfers to take advantage of dollar-cost averaging (investing a fixed amount at regular intervals). For example, for the Original Contract, you might transfer a set amount monthly from a relatively conservative subaccount to a more aggressive one, or to several others, or from the one-year fixed account or one-year GPA to one or more subaccounts. Automated transfers are not available for GPA terms of two or more years. You can also obtain the benefits of

 52  RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS

dollar-cost averaging by setting up regular automatic SIP payments or by establishing an interest sweep strategy. Interest sweeps are a monthly transfer of the interest earned from the one-year fixed account or one-year GPA into the subaccounts of your choice. If you participate in an interest sweep strategy the interest you earn on the one-year fixed account or one-year GPA will be less than the annual interest rate we apply because there will be no compounding. For the Current Contract, you might transfer a set amount monthly from a relatively conservative subaccount to a more aggressive one, or to several others, or from the regular fixed account to one or more subaccounts. You may not set up an automated transfer to or from the GPAs or set up an automated transfer to the regular fixed account. You can also obtain the benefits of dollar-cost averaging by setting up regular automatic SIP payments. The Current Contract does not allow an interest sweep strategy.

There is no charge for dollar-cost averaging.

This systematic approach can help you benefit from fluctuations in accumulation unit values caused by fluctuations in the market values of the funds. Since you invest the same amount each period, you automatically acquire more units when the market value falls and fewer units when it rises. The potential effect is to lower your average cost per unit.

How dollar-cost averaging works

					Number
By investing an equal number			Amount	Accumulation	of units
of dollars each month...		Month	invested	unit value	purchased

		Jan	$100	$20	5.00

		Feb	100	18	5.56

you automatically buy		Mar	100	17	5.88

more units when the	è	Apr	100	15	6.67

per unit market price is low...		May	100	16	6.25

		Jun	100	18	5.56

		Jul	100	17	5.88

and fewer units		Aug	100	19	5.26

when the per unit	è	Sept	100	21	4.76

market price is high.		Oct	100	20	5.00

You paid an average price of $17.91 per unit over the 10 months, while the average market price actually was $18.10.

Dollar-cost averaging does not guarantee that any subaccount will gain in value nor will it protect against a decline in value if market prices fall. Because dollar-cost averaging involves continuous investing, your success will depend upon your willingness to continue to invest regularly through periods of low price levels. Dollar-cost averaging can be an effective way to help meet your long-term goals. For specific features contact your investment professional.

Dollar-cost averaging as described in this section is not available when the PN program is in effect. However, subject to certain restrictions, dollar-cost averaging is available through the Special DCA fixed account (Current Contract) and the DCA fixed account (Original Contract). See the “Special DCA Fixed Account”, “DCA Fixed Account” and “Portfolio Navigator Program” sections in this prospectus for details.

ASSET REBALANCING
You can ask us in writing to automatically rebalance the subaccount portion of your contract value either quarterly, semiannually, or annually. The period you select will start to run on the date we record your request. On the first valuation date of each of these periods, we automatically will rebalance your contract value so that the value in each subaccount matches your current subaccount percentage allocations. These percentage allocations must be in whole numbers. There is no charge for asset rebalancing. The contract value must be at least $2,000.

You can change your percentage allocations or your rebalancing period at any time by contacting us in writing. We will restart the rebalancing period you selected as of the date we record your change. You also can ask us in writing to stop rebalancing your contract value. You must allow 30 days for us to change any instructions that currently are in place. For more information on asset rebalancing, contact your investment professional.

Different rules apply to asset rebalancing under the PN program (see “Portfolio Navigator Program” below and “Appendix H — Asset Allocation Program for Contracts with Applications Signed Before May 1, 2006”).

As long as you are not participating in a PN program, asset rebalancing is available for use with the Special DCA fixed account (Current Contract) and the DCA fixed account (Original Contract) (see “Special DCA Fixed Account” and “DCA Fixed Account”) only if your subaccount allocation for asset rebalancing is exactly the same as your subaccount allocation for

RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS 53

transfers from the Special DCA fixed account and the DCA fixed account. If you change your subaccount allocations under the asset rebalancing program or the Special DCA fixed account and the DCA fixed account, we will automatically change the subaccount allocations so they match. If you do not wish to have the subaccount allocation be the same for the asset rebalancing program and the Special DCA fixed account and the DCA fixed account, you must terminate the asset rebalancing program or the Special DCA fixed account and the DCA fixed account, as you may choose.

PORTFOLIO NAVIGATOR PROGRAM (PN program)
Under the PN program for the living benefit riders, your contract value is allocated to a PN program investment option (except as described in the next paragraph). The PN program investment options are currently five funds of funds, each of which invests in underlying funds in proportions that vary among the funds of funds in light of each fund of funds’ investment objective (“Portfolio Navigator funds”). The PN program is available for both nonqualified and qualified annuities.

The PN program also allows those who participated in a previous version of the PN program and who previously opted out of the transfer of their contract value to Portfolio Navigator funds to remain invested in accordance with a “static” PN program model portfolio investment option that is not subject to updating or reallocation. For more information on the static model portfolios, see “The static model portfolios” below.

You are required to participate in the PN program if your contract includes optional living benefit riders. If your contract does not include one of these riders, you may not participate in the PN program; but you may choose to allocate your contract value to one or more of the Portfolio Navigator funds without being in the PN program. You should review any PN program information, including the prospectus for the funds of funds, carefully. Your investment professional can provide you with additional information and can answer questions you may have on the PN program.

The Portfolio Navigator funds. Each of the Portfolio Navigator funds is a fund of funds with the investment objective of seeking a high level of total return consistent with a certain level of risk by investing in various underlying funds. The funds of funds have objectives ranging from Conservative to Aggressive, and are managed within asset class allocation targets and with a broad multi-manager approach. Columbia Management Investment Advisers is the investment adviser of each of the funds of funds, and Columbia Management Investment Advisers or an affiliate is the investment adviser of each of the underlying funds in which the funds of funds invest. Morningstar Associates, LLC serves as an independent consultant to Columbia Management Investment Advisers to provide recommendations regarding portfolio construction and ongoing analysis of the funds of funds. Neither Columbia Management Investment Advisers nor Morningstar Associates, LLC serves as your investment adviser as to the allocation of your contract value under the PN program (regardless of whether you have selected a PN program investment option or have chosen to remain in a static model portfolio). Some of the underlying funds are managed on a day-to-day basis directly by Columbia Management Investment Advisers and some are managed by one or more affiliated or unaffiliated sub-advisers, subject to the oversight of Columbia Management Investment Advisers and the fund’s board of trustees.

Below are the target asset allocation weights (between equity and fixed income/cash underlying funds) for each of the funds of funds:

1. Variable Portfolio – Aggressive Portfolio: 80% Equity / 20% Fixed Income

2. Variable Portfolio – Moderately Aggressive Portfolio: 65% Equity / 35% Fixed Income

3. Variable Portfolio – Moderate Portfolio: 50% Equity / 50% Fixed Income

4. Variable Portfolio – Moderately Conservative Portfolio: 35% Equity / 65% Fixed Income

5. Variable Portfolio – Conservative Portfolio: 20% Equity / 80% Fixed Income

Fund of funds conflicts of interest. In providing investment advisory services for the funds of funds and the underlying funds in which the funds of funds invest, Columbia Management Investment Advisers is, together with its affiliates, including us, subject to competing interests that may influence its decisions. These competing interests typically arise because Columbia Management Investment Advisers or one of its affiliates serves as the investment adviser to the underlying funds and may provide other services in connection with such underlying funds, and because the compensation we and our affiliates receive for providing these investment advisory and other services varies depending on the underlying fund. For additional information about the conflicts of interest to which Columbia Management Investment Advisers and its affiliates are subject, see the funds of funds prospectus.

The static model portfolios. If you have chosen to remain invested in a “static” PN program model portfolio investment option, your assets will remain invested in accordance with your current model portfolio, and you will not be provided with any updates to the model portfolio or reallocation recommendations. (The last such reallocation recommendation was provided in 2009.) Each model portfolio consists of underlying funds and/or any GPAs (if included) according to the allocation

 54  RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS

percentages stated for the model portfolio. If you are participating in the PN program through a model portfolio, you instruct us to automatically rebalance your contract value quarterly in order to maintain alignment with these allocation percentages.

If you own a contract with a living benefit rider which requires you to participate in the PN program and have chosen to remain in a PN program model portfolio, you may in the future transfer the assets in your contract only to one of the fund of funds investment options. If you begin taking income from your contract and have a living benefit rider that requires a move to a certain model portfolio once you begin taking income, you will be transferred to the fund of funds that corresponds to that model portfolio.

Special rules apply to the GPAs if they are included in a model portfolio. Under these rules:

•	no MVA will apply when rebalancing occurs within a specific model portfolio (but an MVA may apply if you elect to transfer to a fund of funds);

•	no MVA will apply when you elect an annuity payout plan while your contract value is invested in a model portfolio. (See “Guarantee Period Accounts — Market Value Adjustment.”)

If you choose to remain in a static model portfolio, the investments and investment styles and policies of the underlying funds in which your contract value is invested may change. Accordingly, your model portfolio may change so that it is no longer appropriate for your needs, even though your allocations to underlying funds do not change. Furthermore, the absence of periodic updating means that existing underlying funds will not be replaced as may be appropriate due to poor performance, changes in management personnel, or other factors.

Although the model portfolios are no longer maintained on an ongoing basis, the asset allocations in the model portfolios may have been affected by conflicts of interest similar to those to which the funds of funds are subject. Certain of the underlying funds in the model portfolios are managed by Columbia Management Investment Advisers or an affiliate while others are not, and we or our affiliate had an incentive to specify greater allocation percentages for the affiliated underlying funds.

Participating in the PN program. You are responsible for determining which investment option is best for you. Your investment professional can help you make this determination. In addition, your investment professional may provide you with an investor questionnaire, a tool to help define your investing style that is based on factors such as your investment goals, your tolerance for risk and how long you intend to invest. Your responses to the investor questionnaire can help you determine which investment option most closely matches your investing style. While the scoring of the investor questionnaire is objective, there is no guarantee that your responses to the investor questionnaire accurately reflect your tolerance for risk. Similarly, there is no guarantee that the investment option you select or have selected after completing the investor questionnaire is appropriate to your ability to withstand investment risk. RiverSource Life is not responsible for your selection of a specific investment option or your decision to change to a different investment option.

Currently, there are five Portfolio Navigator funds (and under the previous PN program, five static model portfolios investment options), ranging from conservative to aggressive. You may not use more than one investment option at a time.

If you initially allocate qualifying purchase payments to the DCA fixed account (Original Contract) or Special DCA fixed account (Current Contract), when available (see “The Special DCA Fixed Account” and “DCA Fixed Account”), and you are participating in the PN program, we will make monthly transfers in accordance with your instructions from the DCA fixed account (Original Contract) or Special DCA fixed account (Current Contract), into the investment option or model portfolio you have chosen.

You may request a change to your fund of funds (or a transfer from your model portfolio to a fund of funds) up to twice per contract year by written request on an authorized form or by another method agreed to by us. If you make such a change, we may charge you a higher fee for your rider. If your contract includes a SecureSource series rider, we reserve the right to limit the number of changes if required to comply with the written instructions of a fund (see “Market Timing”). If your contract includes the GWB for Life rider or SecureSource series rider, we reserve the right to limit the number of investment options from which you can select, subject to state restrictions.

We reserve the right to change the terms and conditions of the PN program upon written notice to you. This includes but is not limited to the right to:

•	limit your choice of investment options based on the amount of your initial purchase payment;

•	cancel required participation in the program after 30 days written notice;

•	substitute a fund of funds for your model portfolio, if applicable, if permitted under applicable securities law; and

•	discontinue the PN program after 30 days written notice.

Risks. Asset allocation through the PN program does not guarantee that your contract will increase in value nor will it protect against a decline in value if market prices fall. By investing in a fund of funds, you may be able to reduce the volatility in

RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS 55

your contract value, but there is no guarantee that this will happen. For additional information about the risks of investing in a Portfolio Navigator funds of funds, see funds of funds prospectus.

Living benefits requiring participation in the PN program:

•	Accumulation Protector Benefit rider: You cannot terminate the Accumulation Protector Benefit rider. As long as the Accumulation Protector Benefit rider is in effect, your contract value must be invested in one of the PN program investment options. For contracts with applications signed on or after Jan. 26, 2009, you cannot select the Aggressive investment option, or transfer to the Aggressive investment option while the rider is in effect. The Accumulation Protector Benefit rider automatically ends at the end of the waiting period and you then have the option to cancel your participation in the PN program. At all other times, if you do not want to invest in any of the PN program investment options, you must terminate your contract by requesting a full surrender. Surrender charges and tax penalties may apply. Therefore, you should not select the Accumulation Protector Benefit rider if you do not intend to continue participating in the PN program (as it now exists or as we may modify it in the future) until the end of the waiting period.

•	SecureSource series or Guarantor Withdrawal Benefit for Life riders : The SecureSource series or the Guarantor Withdrawal Benefit for Life riders require that your contract value be invested in one of the PN program investment options for the life of the contract. Subject to state restrictions, we reserve the right to limit the number of investment options from which you can select based on the dollar amount of purchase payments you make. Because you cannot terminate the SecureSource series rider or the Guarantor Withdrawal Benefit for Life rider once you have selected it, you must terminate your contract by requesting a full surrender if you do not want to invest in any of the PN program investment options. Surrender charges and tax penalties may apply. Therefore, you should not select the SecureSource series or Guarantor Withdrawal Benefit for Life rider if you do not intend to continue participating in the PN program (as it now exists or as we may modify it in the future) for the life of the contract.

•	Guarantor Withdrawal Benefit rider: The Guarantor Withdrawal Benefit rider requires that your contract value be invested in one of the PN program investment options for the life of the contract and because you cannot terminate the Guarantor Withdrawal Benefit rider once you have selected it, you must terminate your contract by requesting a full surrender if you do not want to invest in any of the PN program investment options. Surrender charges and tax penalties may apply. Therefore, you should not select the Guarantor Withdrawal Benefit rider if you do not intend to continue participating in the PN program (as it now exists or as we may modify it in the future) for the life of the contract.

•	Income Assurer Benefit rider: The Income Assurer Benefit rider requires that your contract value be invested in one of the PN program investment options for the life of the contract. You can terminate the Income Assurer Benefit rider during the 30-day period after the first rider anniversary and at any time after the expiration of the waiting period. At all other times you cannot terminate the Income Assurer Benefit rider once you have selected it and you must terminate your contract by requesting a full surrender if you do not want to invest in any of the PN program investment options. Surrender charges and tax penalties may apply. Therefore, you should not select the Income Assurer Benefit rider if you do not intend to continue participating in the PN program (as it now exists or as we may modify it in the future) for the life of the contract.

TRANSFERRING AMONG ACCOUNTS
The transfer rights discussed in this section do not apply while the PN program is in effect.

For the Current Contract, you may transfer contract value from any one subaccount, GPAs, the regular fixed account and the Special DCA fixed account to another subaccount before the annuitization start date. For the Original Contract, you may transfer contract value from any one subaccount, GPAs, the one-year fixed account, or the DCA fixed account to another subaccount before the annuitization start date. Certain restrictions apply to transfers involving the GPAs, the regular fixed account and the one-year fixed account. You may not transfer contract value to the Special DCA fixed account or the DCA fixed account. You may not transfer contract value from the Special DCA fixed account or the DCA fixed account except as part of automated monthly transfers.

The date your request to transfer will be processed depends on when we receive it:

•	If we receive your transfer request at our corporate office in good order before the close of business, we will process your transfer using the accumulation unit value we calculate on the valuation date we received your transfer request.

•	If we receive your transfer request at our corporate office in good order at or after the close of business, we will process your transfer using the accumulation unit value we calculate on the next valuation date after we received your transfer request.

There is no charge for transfers. Before making a transfer, you should consider the risks involved in changing investments. Transfers out of the GPAs will be subject to an MVA if done more than 30 days before the end of the guarantee period, unless an exception applies.

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We may suspend or modify transfer privileges at any time.

For information on transfers after annuity payouts begin, see “Transfer policies” below.

Transfer policies
Current Contract:

•	Before the annuitization start date, you may transfer contract values between the subaccounts, or from the subaccounts to the GPAs and the regular fixed account at any time. However, if you made a transfer from the regular fixed account to the subaccounts or the GPAs, took a partial surrender from the fixed account or terminated automated transfers from the Special DCA fixed account, you may not make a transfer from any subaccount or GPA to the regular fixed account for six months following that transfer, partial surrender or termination.

•	You may transfer contract values from the regular fixed account to the subaccounts or the GPAs once a year on or within 30 days before or after the contract anniversary (except for automated transfers, which can be set up at any time for certain transfer periods subject to certain minimums). Transfers from the regular fixed account are not subject to an MVA. You may transfer the entire contract value to the regular fixed account. Subject to state restrictions, we reserve the right to limit transfers to the regular fixed account at any time on a non-discriminatory basis with notification. Transfers out of the regular fixed account, including automated transfers, are limited to 30% of regular fixed account value at the beginning of the contract year(1) or $10,000, whichever is greater. Because of this limitation, it may take you several years to transfer all your contract value from the regular fixed account. You should carefully consider whether the regular fixed account meets your investment criteria before you invest. Subject to state restrictions, we reserve the right to change the percentage allowed to be transferred from the regular fixed account at any time on a non-discriminatory basis with notification.

•	You may transfer contract values from a GPA any time after 60 days of transfer or payment allocation to the account. Transfers made more than 30 days before the end of the guarantee period will receive an MVA, which may result in a gain or loss of contract value, unless an exception applies (see “The Guarantee Period Accounts (GPAs) — Market Value Adjustment (MVA)”).

•	You may not transfer contract values from the subaccounts, the GPAs or the regular fixed account into the Special DCA fixed account. However, you may transfer contract values as automated monthly transfers from the Special DCA fixed account to the subaccounts or the PN program model portfolio or investment option in effect. (See “Special DCA Fixed Account.”)

•	After the annuitization start date, you may not make transfers to or from the GPAs or the fixed account, but you may make transfers once per contract year among the subaccounts. During the annuity payout period, we reserve the right to limit the number of subaccounts in which you may invest. On the annuitization start date, you must transfer all contract value out of your GPAs and Special DCA fixed account.

(1)	All purchase payments received into the regular fixed account prior to your transfer request are considered your beginning of contract year value during the first contract year.

Original Contract:

•	Before the annuitization start date, you may transfer contract values between the subaccounts, or from the subaccounts to the GPAs and the one-year fixed account at any time. However, if you made a transfer from the one-year fixed account to the subaccounts or the GPAs, you may not make a transfer from any subaccount or GPA back to the one-year fixed account for six months following that transfer.

•	You may transfer contract values from the one-year fixed account to the subaccounts or the GPAs once a year on or within 30 days before or after the contract anniversary (except for automated transfers, which can be set up at any time for certain transfer periods subject to certain minimums). Transfers from the one-year fixed account are not subject to an MVA. The amount of contract value transferred to the one-year fixed account cannot result in the value of the one-year fixed account being greater than 30% of the contract value. Transfers out of the one-year fixed account are limited to 30% of one-year fixed account values at the beginning of the contract year or $10,000, whichever is greater. Because of this limitation, it may take you several years to transfer all your contract value from the one-year fixed account. You should carefully consider whether the one-year fixed account meets your investment criteria before you invest. Subject to state restrictions, we reserve the right to further limit transfers to or from the one-year fixed account if the interest rate we are then crediting on new purchase payments allocated to the one-year fixed account is equal to the minimum interest rate stated in the contract.

•	You may transfer contract values from a GPA any time after 60 days of transfer or payment allocation to the account. Transfers made more than 30 days before the end of the guarantee period will receive an MVA, which may result in a gain or loss of contract value, unless an exception applies (see “The Guarantee Period Accounts (GPAs) — Market Value Adjustment (MVA)”).

•	You may not transfer contract values from the subaccounts, the GPAs, or the one-year fixed account into the DCA fixed account. However, you may transfer contract values as automated monthly transfers from the DCA fixed account to any of

RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS 57

the investment options available under your contract, subject to investment minimums and other restrictions we may impose on investments in the one-year fixed account and the GPA, as described above. (See “DCA Fixed Account.”)

•	After the annuitization start date, you may not make transfers to or from the GPAs or the fixed account, but you may make transfers once per contract year among the subaccounts. During the annuity payout period, we reserve the right to limit the number of subaccounts in which you may invest. On the annuitization start date, you must transfer all contract value out of your GPAs and DCA fixed account.

Market Timing
Market timing can reduce the value of your investment in the contract. If market timing causes the returns of an underlying fund to suffer, contract value you have allocated to a subaccount that invests in that underlying fund will be lower too. Market timing can cause you, any joint owner of the contract and your beneficiary(ies) under the contract a financial loss.

Funds available as investment options under the contract that invest in securities that trade in overseas securities markets may be at greater risk of loss from market timing, as market timers may seek to take advantage of changes in the values of securities between the close of overseas markets and the close of U.S. markets. Also, the risks of market timing may be greater for underlying funds that invest in securities such as small cap stocks, high yield bonds, or municipal securities, that may be traded infrequently.

We seek to prevent market timing. Market timing is frequent or short-term trading activity. We do not accommodate short-term trading activities. Do not buy a contract if you wish to use short-term trading strategies to manage your investment. The market timing policies and procedures described below apply to transfers among the subaccounts within the contract. The underlying funds in which the subaccounts invest have their own market timing policies and procedures. The market timing policies of the underlying funds may be more restrictive than the market timing policies and procedures we apply to transfers among the subaccounts of the contract, and may include redemption fees. We reserve the right to modify our market timing policies and procedures at any time without prior notice to you.

Market timing may hurt the performance of an underlying fund in which a subaccount invests in several ways, including but not necessarily limited to:

•	diluting the value of an investment in an underlying fund in which a subaccount invests;

•	increasing the transaction costs and expenses of an underlying fund in which a subaccount invests; and,

•	preventing the investment adviser(s) of an underlying fund in which a subaccount invests from fully investing the assets of the fund in accordance with the fund’s investment objectives.

In order to help protect you and the underlying funds from the potentially harmful effects of market timing activity, we apply the following market timing policy to discourage frequent transfers of contract value among the subaccounts of the variable account:

We try to distinguish market timing from transfers that we believe are not harmful, such as periodic rebalancing for purposes of an asset allocation, dollar-cost averaging and asset rebalancing program that may be described in this prospectus. There is no set number of transfers that constitutes market timing. Even one transfer in related accounts may be market timing. We seek to restrict the transfer privileges of a contract owner who makes more than three subaccount transfers in any 90 day period. We also reserve the right to refuse any transfer request, if, in our sole judgment, the dollar amount of the transfer request would adversely affect unit values.

If we determine, in our sole judgment, that your transfer activity constitutes market timing, we may modify, restrict or suspend your transfer privileges to the extent permitted by applicable law, which may vary based on the state law that applies to your contract and the terms of your contract. These restrictions or modifications may include, but not be limited to:

•	requiring transfer requests to be submitted only by first-class U.S. mail;

•	not accepting hand-delivered transfer requests or requests made by overnight mail;

•	not accepting telephone or electronic transfer requests;

•	requiring a minimum time period between each transfer;

•	not accepting transfer requests of an agent acting under power of attorney;

•	limiting the dollar amount that you may transfer at any one time;

•	suspending the transfer privilege; or

•	modifying instructions under an automated transfer program to exclude a restricted fund if you do not provide new instructions.

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Subject to applicable state law and the terms of each contract, we will apply the policy described above to all contract owners uniformly in all cases. We will notify you in writing after we impose any modification, restriction or suspension of your transfer rights.

We cannot guarantee that we will be able to identify and restrict all market timing activity. Because we exercise discretion in applying the restrictions described above, we cannot guarantee that we will be able to restrict all market timing activity. In addition, state law and the terms of some contracts may prevent us from stopping certain market timing activity. Market timing activity that we are unable to identify and/or restrict may impact the performance of the underlying funds and may result in lower contract values.

In addition to the market timing policy described above, which applies to transfers among the subaccounts within your contract, you should carefully review the market timing policies and procedures of the underlying funds. The market timing policies and procedures of the underlying funds may be materially different than those we impose on transfers among the subaccounts within your contract and may include mandatory redemption fees as well as other measures to discourage frequent transfers. As an intermediary for the underlying funds, we are required to assist them in applying their market timing policies and procedures to transactions involving the purchase and exchange of fund shares. This assistance may include, but not be limited to, providing the underlying fund upon request with your Social Security Number, Taxpayer Identification Number or other United States government-issued identifier, and the details of your contract transactions involving the underlying fund. An underlying fund, in its sole discretion, may instruct us at any time to prohibit you from making further transfers of contract value to or from the underlying fund, and we must follow this instruction. We reserve the right to administer and collect on behalf of an underlying fund any redemption fee imposed by an underlying fund. Market timing policies and procedures adopted by underlying funds may affect your investment in the contract in several ways, including but not limited to:

•	Each fund may restrict or refuse trading activity that the fund determines, in its sole discretion, represents market timing.

•	Even if we determine that your transfer activity does not constitute market timing under the market timing policies described above which we apply to transfers you make under the contract, it is possible that the underlying fund’s market timing policies and procedures, including instructions we receive from a fund may require us to reject your transfer request. For example, while we disregard transfers permitted under any asset allocation, dollar-cost averaging and asset rebalancing programs that may be described in this prospectus, we cannot guarantee that an underlying fund’s market timing policies and procedures will do so. Orders we place to purchase fund shares for the variable account are subject to acceptance by the fund. We reserve the right to reject without prior notice to you any transfer request if the fund does not accept our order.

•	Each underlying fund is responsible for its own market timing policies, and we cannot guarantee that we will be able to implement specific market timing policies and procedures that a fund has adopted. As a result, a fund’s returns might be adversely affected, and a fund might terminate our right to offer its shares through the variable account.

•	Funds that are available as investment options under the contract may also be offered to other intermediaries who are eligible to purchase and hold shares of the fund, including without limitation, separate accounts of other insurance companies and certain retirement plans. Even if we are able to implement a fund’s market timing policies, we cannot guarantee that other intermediaries purchasing that same fund’s shares will do so, and the returns of that fund could be adversely affected as a result.

For more information about the market timing policies and procedures of an underlying fund, the risks that market timing pose to that fund, and to determine whether an underlying fund has adopted a redemption fee, see that fund’s prospectus.

RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS 59

HOW TO REQUEST A TRANSFER OR SURRENDER

 1 By letter

Send your name, contract number, Social Security Number or Taxpayer Identification Number* and signed request for a transfer or surrender to our corporate office:

RiverSource Life Insurance Company
829 Ameriprise Financial Center
Minneapolis, MN 55474

Current Contract:

Minimum amount
Transfers or surrenders: $250 or entire subaccount balance**

Original Contract:

Minimum amount
Transfers or surrenders:  $500 or entire account balance

All Contracts:

Maximum amount
Transfers or surrenders:  Contract value or entire account balance

*	Failure to provide a Social Security Number or Taxpayer Identification Number may result in mandatory tax withholding on the taxable portion of the distribution.
**	The contract value after a partial surrender must be at least $500.

 2 By automated transfers and automated partial surrenders

Your investment professional can help you set up automated transfers among your subaccounts, regular fixed account (Current Contract), the one-year fixed account (Original Contract) or GPAs or automated partial surrenders from the GPAs, regular fixed account, one-year fixed account, Special DCA fixed account (Current Contract), DCA fixed account (Original Contract) or the subaccounts.

You can start or stop this service by written request or other method acceptable to us.

You must allow 30 days for us to change any instructions that are currently in place.

•	Automated transfers from the one-year fixed account (Original Contact only) to any one of the subaccounts may not exceed an amount that, if continued, would deplete the one-year fixed account within 12 months.

•	Automated transfers from the regular fixed account (Current Contract only) are limited to 30% of the regular fixed account values at the beginning of the contract year or $10,000, whichever is greater.

•	Automated surrenders may be restricted by applicable law under some contracts.

•	You may not make additional purchase payments if automated partial surrenders are in effect.

•	If the PN program is in effect, you are not allowed to set up automated transfers except in connection with a Special DCA fixed account (Current Contract) or DCA fixed account (Original Contract) (see “Special DCA Fixed Account”, “Fixed Account — DCA Fixed Account” and “Making the Most of Your Contract — Portfolio Navigator Program”).

•	Automated partial surrenders may result in income taxes and penalties on all or part of the amount surrendered.

•	If you have one of the SecureSource series of riders, the Guarantor Withdrawal Benefit for Life rider or the Guarantor Withdrawal Benefit rider, you may set up automated partial surrenders up to the benefit amount available for withdrawal under the rider.

Minimum amount

Current Contract:

Transfers or surrenders:	$50

Original Contract:

Transfers or surrenders:	$100 monthly $250 quarterly, semiannually or annually

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 3 By phone

Call:
1-800-333-3437

Minimum amount

Current Contract:

Transfers or surrenders:  $250 or entire contract balance

Original Contract:

Transfers or surrenders:  $500 or entire account balance

Maximum amount

Current Contract:

Transfers:                Contract value or entire account balance
Surrenders:                $100,000

Original Contract:

Transfers:                Contract value or entire account balance
Surrenders:                $25,000

We answer telephone requests promptly, but you may experience delays when the call volume is unusually high. If you are unable to get through, use the mail procedure as an alternative.

We will honor any telephone transfer or surrender requests that we believe are authentic and we will use reasonable procedures to confirm that they are. This includes asking identifying questions and recording calls. We will not allow a telephone surrender within 30 days of a phoned-in address change. As long as we follow the procedures, we (and our affiliates) will not be liable for any loss resulting from fraudulent requests.

Telephone transfers and surrenders are automatically available. You may request that telephone transfers and surrenders not be authorized from your account by writing to us.

Surrenders

You may surrender all or part of your contract at any time before the annuitization start date by sending us a written request or calling us. If we receive your surrender request in good order at our corporate office before the close of business, we will process your surrender using the accumulation unit value we calculate on the valuation date we received your surrender request. If we receive your surrender request at our corporate office at or after the close of business, we will process your surrender using the accumulation unit value we calculate on the next valuation date after we received your surrender request. We may ask you to return the contract. You may have to pay a contract administrative charge, surrender charges or any applicable optional rider charges (see “Charges”), federal income taxes and penalties. State and local income taxes may also apply (see “Taxes”). You cannot make surrenders after the annuitization start date except under Variable Annuity Payout Plan E. (See “The Annuity Payout Period — Annuity Payout Plans.”)

Any partial surrenders you take under the contract will reduce your contract value. As a result, the value of your death benefit or any optional benefits you have elected will also be reduced. If you have elected one of the SecureSource series of riders, the Guarantor Withdrawal Benefit for Life rider or the Guarantor Withdrawal Benefit rider and your partial surrenders in any contract year exceed the permitted surrender amount under the terms of the rider, your benefits under the rider may be reduced (see “Optional Benefits”). The first partial surrender request during the first contract year, for the SecureSource Stages 2 rider and any partial surrender request that reverses previous step-ups during the 3-year waiting period or exceeds the amount allowed under the riders and impacts the guarantees provided, will not be considered in good order until we receive a signed Benefit Impact Acknowledgement. This form shows the projected effect of the surrender on the rider benefits or a verbal acknowledgement that you understand and accept the impacts that have been explained to you.

In addition, surrenders you are required to take to satisfy RMDs under the Code may reduce the value of certain death benefits and optional benefits (see “Taxes — Qualified Annuities — Required Minimum Distributions”).

SURRENDER POLICIES
Current Contract:
If you have a balance in more than one account and you request a partial surrender, we will automatically surrender from all your subaccounts, GPAs, the Special DCA fixed account and/or the regular fixed account in the same proportion as your value

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in each account correlates to your total contract value, unless requested otherwise(1). The minimum contract value after partial surrender is $500.

Original Contract:
If you have a balance in more than one account and you request a partial surrender, we will automatically surrender from all your subaccounts, GPAs, the DCA fixed account and/or the one-year fixed account in the same proportion as your value in each account correlates to your total contract value, unless requested otherwise.(1)

After executing a partial surrender, the value in the one-year fixed account and each GPA and subaccount must be either zero or at least $50.

(1)	If you elected one of the SecureSource series of riders, you do not have the option to request from which account to surrender.

RECEIVING PAYMENT
By regular or express mail:

•	payable to you;

•	mailed to address of record.

NOTE: We will charge you a fee if you request express mail delivery.

Normally, we will send the payment within seven days after receiving your request in good order. However, we may postpone the payment if:

– the surrender amount includes a purchase payment check that has not cleared;

– the NYSE is closed, except for normal holiday and weekend closings;

– trading on the NYSE is restricted, according to SEC rules;

– an emergency, as defined by SEC rules, makes it impractical to sell securities or value the net assets of the accounts; or

– the SEC permits us to delay payment for the protection of security holders.

TSA — Special Provisions

PARTICIPANTS IN TAX-SHELTERED ANNUITIES
If the contract is intended to be used in connection with an employer sponsored 403(b) plan, additional rules relating to this contract can be found in the annuity endorsement for tax sheltered 403(b) annuities. Unless we have made special arrangements with your employer, the contract is not intended for use in connection with an employer sponsored 403(b) plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). In the event that the employer either by affirmative election or inadvertent action causes contributions under a plan that is subject to ERISA to be made to this contract, we will not be responsible for any obligations and requirements under ERISA and the regulations thereunder, unless we have prior written agreement with the employer. You should consult with your employer to determine whether your 403(b) plan is subject to ERISA.

In the event we have a written agreement with your employer to administer the plan pursuant to ERISA, special rules apply as set forth in the TSA endorsement.

The employer must comply with certain nondiscrimination requirements for certain types of contributions under a TSA contract to be excluded from taxable income. You should consult your employer to determine whether the nondiscrimination rules apply to you.

The Code imposes certain restrictions on your right to receive early distributions from a TSA:

•	Distributions attributable to salary reduction contributions (plus earnings) made after Dec. 31, 1988, or to transfers or rollovers from other contracts, may be made from the TSA only if:

–	you are at least age 59 1/2;

–	you are disabled as defined in the Code;

–	you severed employment with the employer who purchased the contract;

–	the distribution is because of your death;

–	the distribution is due to plan termination; or

–	you are a military reservist.

•	If you encounter a financial hardship (as provided by the Code), you may be eligible to receive a distribution of all contract values attributable to salary reduction contributions made after Dec. 31, 1988, but not the earnings on them.

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•	Even though a distribution may be permitted under the above rules, it may be subject to IRS taxes and penalties (see “Taxes”)

•	The above restrictions on distributions do not affect the availability of the amount credited to the contract as of Dec. 31, 1988. The restrictions also do not apply to transfers or exchanges of contract value within the contract, or to another registered variable annuity contract or investment vehicle available through the employer.

Changing the Annuitant

For the Current Contract, if you have a nonqualified annuity and are a natural person (excluding a revocable trust), you may change the annuitant or contingent annuitant if the request is made prior to the annuitization start date and while the existing annuitant or contingent annuitant is living. The change will become binding on us when we receive it. If you and the annuitant are not the same person and the annuitant dies before the annuitization start date, the owner becomes the annuitant unless a contingent annuitant has been previously selected. You may not change the annuitant if you have a qualified annuity or there is non-natural or revocable trust ownership.

For the Original Contract, annuitant changes are not allowed.

Changing Ownership

You may change ownership of your nonqualified annuity at any time by completing a change of ownership form we approve and sending it to our corporate office. We will honor any change of ownership request received in good order that we believe is authentic and we will use reasonable procedures to confirm authenticity. If we follow these procedures, we will not take any responsibility for the validity of the change.

If you have a nonqualified annuity, you may incur income tax liability by transferring, assigning or pledging any part of it. (See “Taxes.”)

If you have a qualified annuity, you may not sell, assign, transfer, discount or pledge your contract as collateral for a loan, or as security for the performance of an obligation or for any other purpose except as required or permitted by the Code. However, if the owner is a trust or custodian, or an employer acting in a similar capacity, ownership of the contract may be transferred to the annuitant.

Please consider carefully whether or not you wish to change ownership of your annuity contract. If you elected any optional contract features or riders and any owner was not an owner before the change, all owners (including any prior owner who is still an owner after the ownership change) (along with the annuitant for the Original Contract) will be subject to all limitations and/or restrictions of those features or riders just as if they were purchasing a new contract.

If you have an Income Assurer Benefit rider and/or the Benefit Protector Plus rider, the riders will terminate upon transfer of ownership of the annuity contract.

For the Original Contract, our current administrative practice is that if you have the Benefit Protector rider, the owner can choose to terminate the Benefit Protector rider during the 30-day window following the effective date of the ownership change.

For the Current Contract, if you have the Benefit Protector rider, if any owner is older than age 75 immediately following the ownership change, the rider will terminate upon change of ownership. If all owners are younger than age 76, the rider continues unless the owner chooses to terminate it during the 30-day window following the effective date of the ownership change. The Benefit Protector death benefit values may be reset (see “Optional Death Benefits – Benefit Protector Death Benefit Rider”).

For the Current Contract, the death benefit may change due to a change of ownership. If any owner is older than age 85 immediately following the ownership change, the MAV Death Benefit, 5% Accumulation Death Benefit and EDB will terminate, the ROPP Death Benefit will be unavailable, and the Contract Value Death Benefit will apply. If any owner is older than age 79 but all owners are younger than age 86, the MAV Death Benefit, the 5% Accumulation Death Benefit, and the EDB will terminate and the ROPP Death Benefit will apply. If all owners are age 79 or younger, the ROPP Death Benefit, MAV Death Benefit, 5% Accumulation Death Benefit or EDB will continue. The ROPP Death Benefit, MAV Death Benefit, 5% Accumulation Death Benefit and EDB values may be reset (see “Benefits in the Case of Death”). If the death benefit that applies to your contract changes due to an ownership change, the mortality and expense risk fee may change as well (see “Charges – Mortality and Expense Risk Fee”).

The SecureSource series – Joint Life rider, if selected, only allows transfer of the ownership of the annuity contract between covered spouses or their revocable trust(s); no other ownership changes are allowed while this rider is in force, subject to state restrictions. For the SecureSource Stages 2 – Joint Life rider, if ownership is transferred from a covered spouse to their

RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS 63

revocable trust(s), the annuitant must be one of the covered spouses. The Accumulation Protector Benefit, the SecureSource – Single Life, the Guarantor Withdrawal Benefit for Life and the Guarantor Withdrawal Benefit riders will continue upon transfer of ownership of the annuity contract and the values may be reset. For SecureSource rider and Guarantor Withdrawal Benefit for Life rider, any ownership change that impacts the guarantees provided will not be considered in good order until we receive a signed Benefit Impact Acknowledgement form showing the projected effect of the ownership change on the rider benefits or a verbal acknowledgement that you understand and accept the impacts that have been explained to you. For the Secure Source Stages 2 – Single Life riders, Secure Source 20 – Single Life and SecureSource Stages – Single Life riders, an ownership change that results in different covered person will terminate the rider, subject to state restrictions. (See “Optional Benefits.”)

Benefits in Case of Death

Current Contract:
(applications signed on or after Nov. 30, 2009, subject to state availability)

We will pay the death benefit to your beneficiary upon your death if you die before the annuitization start date while this contract is in force. If a contract has more than one person as the owner, we will pay the benefits upon the first to die of any owner. The basic death benefit available under your contract at contract issue is the ROPP Death Benefit. In addition to the ROPP Death Benefit, we also offer the following optional death benefits at contract issue:

•	MAV Death Benefit;

•	5% Accumulation Death Benefit; or

•	Enhanced Death Benefit.

If it is available in your state and if you are age 79 or younger at contract issue, you can elect any one of the above optional death benefits. If you are age 80 or older at contract issue, the ROPP Death Benefit will apply.

Once you elect a death benefit, you cannot change it; however the death benefit that applies to your contract may change due to an ownership change (see “Changing Ownership”) or continuation of the contract by the spouse under the spousal continuation provision.

We show the death benefit that applies to your contract at issue on your contract’s data page. The death benefit determines the mortality and expense risk fee that is assessed against the subaccounts. (See “Charges — Mortality and Expense Risk Fee.”)

We will base the benefit paid on the death benefit coverage in effect on the date of your death.

Here are some terms that are used to describe the death benefits:

Adjusted partial surrenders (calculated for ROPP and MAV Death Benefits)	=	PS × DB CV

PS = the amount by which the contract value is reduced as a result of the partial surrender.

DB = the applicable ROPP value or MAV on the date of (but prior to) the partial surrender

CV = contract value on the date of (but prior to) the partial surrender.

Covered Life Change: is either continuation of the contract by a spouse under the spousal continuation provision, or an ownership change where any owner after the ownership change was not an owner prior to the change.

Contract Value Death Benefit (CV Death Benefit): is the death benefit available if any owner after an ownership change or spouse who continues the contract under the spousal continuation provision is over age 85 and therefore cannot qualify for the ROPP death benefit. Under this benefit, we will pay the beneficiary the greater of:

–	the Full Surrender Value, or

–	the contract value after any rider charges have been deducted.

Full Surrender Value: is the contract value immediately prior to the surrender (immediately prior to payment of a death claim for death benefits) less:

•	any surrender charge,

•	pro rata rider charges,

•	the contract charge, and

plus:

•	any positive or negative market value adjustment.

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RETURN OF PURCHASE PAYMENTS (ROPP) DEATH BENEFIT

The ROPP Death Benefit is the basic death benefit on the contract that will pay your beneficiaries no less than your purchase payments, adjusted for surrenders. If you die before the annuitization start date and while this contract is in force, the death benefit will be the greatest of:

1.	the contract value after any rider charges have been deducted,

2.	the ROPP Value, or

3.	the Full Surrender Value.

ROPP Value: is the total purchase payments on the contract issue date. Additional purchase payments will be added to the ROPP value. Adjusted partial surrenders will be subtracted from the ROPP value.

After a covered life change for a spouse who continues the contract and is age 85 or younger, we reset the ROPP value to the contract value on the date of the continuation after any rider charges have been deducted and after any increase to the contract value due to the death benefit that would otherwise have been paid (without regard to the Full Surrender Value). If the spouse who continues the contract is age 86 or older, the ROPP Death Benefit will terminate and he or she will be eligible for the CV death benefit.

After a covered life change other than for the spouse who continues the contract, if the prior owner and all current owners are eligible for the ROPP death benefit we reset the ROPP value on the valuation date we receive your request for the ownership change to the contract value after any rider charges have been deducted, if the contract value is less.

If the prior owner was not eligible for the ROPP but all current owners are eligible, we reset the ROPP value to the contract value after any rider charges have been deducted on the valuation date we receive your request for the ownership change.

If available in your state and you are age 79 or younger at contract issue, you may select one of the death benefits described below at the time you purchase your contract. The death benefits do not provide any additional benefit before the first contract anniversary and may not be appropriate for certain older issue ages because the benefit values may be limited after age 80. Be sure to discuss with your investment professional whether or not these death benefits are appropriate for your situation.

MAXIMUM ANNIVERSARY VALUE (MAV) DEATH BENEFIT

The MAV Death Benefit provides that if you die while the contract is in force and before the annuitization start date, the death benefit will be the greatest of these values:

1.	contract value after any rider charges have been deducted;

2.	the ROPP value as described above;

3.	the MAV; or

4.	the Full Surrender Value as described above.

The MAV equals the ROPP value prior to the first contract anniversary. Every contract anniversary prior to the earlier of your 81st birthday or your death, we compare the MAV to the current contract value and we reset the MAV to the higher amount. The MAV is increased by any additional purchase payments and reduced by adjusted partial surrenders.

After a covered life change for a spouse who is age 79 or younger and continues the contract, we reset the MAV to the contract value on the date of the continuation after any rider charges have been deducted and after any increase to the contract value due to the death benefit that would otherwise have been paid (without regard to the Full Surrender Value).

After a covered life change other than for a spouse who continues the contract, if all owners are under age 80, we reset the MAV on the valuation date we receive your request for the ownership change to the lesser of these two values:

(a) the contract value after any rider charges have been deducted, or

(b) the MAV on that date, but prior to the reset.

If your spouse chooses to continue the contract under the spousal continuation provision, the death benefit available for the spouse’s beneficiaries depends on the spouse’s age. If your spouse was age 79 or younger when the contract was continued, he or she will continue to be eligible for the MAV. If your spouse is over age 79 but younger than age 86 when the contract was continued, he or she will be eligible for the ROPP death benefit. If your spouse is age 86 or older when the contract was continued, he or she will be eligible for the CV death benefit.

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5% ACCUMULATION DEATH BENEFIT

The 5% Accumulation Death Benefit provides that if you die while the contract is in force and before the annuitization start date, the death benefit will be the greatest of these values:

1.	contract value after any rider charges have been deducted;

2.	the ROPP value as described above;

3.	the 5% accumulation death benefit floor; or

4.	the Full Surrender Value as described above.

The key terms and provisions of the 5% Accumulation Death Benefit are:

5% Accumulation Death Benefit Floor: is equal to the sum of:

1.	the contract value in the Excluded Accounts (currently, regular fixed account and GPAs), if any, and

2.	the variable account floor.

Protected Account Base (PAB) and Excluded Account Base (EAB): Adjustments to variable account floor require tracking amounts representing purchase payments, not previously surrendered, that are allocated or transferred to the Protected Accounts (currently, subaccounts and the Special DCA fixed account) and Excluded Accounts.

–	PAB equals amounts representing purchase payments, not previously surrendered or transferred, that are in the Protected Accounts.

–	EAB equals amounts representing purchase payments, not previously surrendered or transferred, that are in the Excluded Accounts.

Variable Account Floor: Variable account floor is PAB increased on contract anniversaries prior to the earlier of your 81st birthday or your death.

Net Transfer: If multiple transfers are made on the same valuation day, they are combined to determine the net amount of contract value being transferred between the Protected Accounts and Excluded Accounts. This net transfer amount is used to adjust the EAB, PAB and variable account floor values.

Establishment of Variable Account Floor, PAB and EAB
On the contract date, 1) variable account floor and PAB are established as your initial purchase payment allocated to the Protected Accounts; and 2) EAB is established as your initial purchase payment allocated to the Excluded Accounts.

Adjustments to Variable Account Floor, PAB and EAB
Variable account floor, PAB and EAB are adjusted by the following:

1.	When an additional purchase payment is made;

(A) any payment you allocate to the Protected Accounts are added to PAB and to variable account floor, and

(B) any payment you allocate to the excluded accounts are added to EAB.

2.	When transfers are made to the Protected Accounts from the Excluded Accounts, we increase PAB and variable account floor, and we reduce EAB.

The amount we deduct from EAB and add to PAB and to variable account floor is calculated for each net transfer using the following formula:

a × b c	where:

  a = the amount the contract value in the Excluded Accounts is reduced by the net transfer

  b = EAB on the date of (but prior to) the transfer

  c = the contract value in the Excluded Accounts on the date of (but prior to) the transfer.

3.	When partial surrenders are made from the Excluded Accounts, we reduce EAB by the same amount as calculated above for transfers from the Excluded Accounts, using surrender amounts in place of transfer amounts. Partial surrenders from Excluded Accounts do not increase PAB.

4.	When transfers are made to the Excluded Accounts from the Protected Accounts, we reduce PAB and variable account floor, and increase EAB.

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The amounts we deduct from PAB and variable account floor are calculated for each net transfer using the following formula:

a × b c	where:

a = the amount the contract value in the Protected Accounts is reduced by the net transfer

b = the applicable PAB or variable account floor on the date of (but prior to) the transfer

c = the contract value in the Protected Accounts on the date of (but prior to) the transfer.

The amount we subtract from PAB is added to EAB.

5.	When partial surrenders are made from the Protected Accounts, we reduce PAB and variable account floor by the same amount as calculated above for transfers from the Protected Accounts, using surrender amounts in place of transfer amounts. Partial surrenders from Protected Accounts do not increase EAB.

6.	After a covered life change for a spouse who continues the contract, variable account floor and PAB are reset to the contract value in the Protected Accounts on the date of continuation. EAB is reset to the contract value in the Excluded Accounts on the date of continuation. The contract value is after any rider charges have been deducted and after any increase to the contract value due to the death benefit that would otherwise have been paid (without regard to the Full Surrender Value).

7.	After a covered life change other than for a spouse who continues the contract, variable account floor, PAB and EAB are reset on the valuation date we receive your written request for the covered life change if all owners are eligible for the 5% Accumulation Death Benefit.

  Variable account floor and PAB are reset to the lesser of A or B where:

     A = the contract value (after any rider charges have been deducted) in the Protected Accounts on that date, and

     B = Variable account floor on that date (but prior to the reset).

  EAB is reset to the lesser of A or B where:

     A = the contract value (after any rider charges have been deducted) in the Excluded Accounts on that date, and

     B = EAB on that date (but prior to the reset).

8.	On a contract anniversary when variable account floor is greater than zero:

(A)	On the first contract anniversary, we increase variable account floor by an amount equal to 5%, multiplied by variable account floor as of 60 days after the contract date.

(B)	On each subsequent contract anniversary prior to the earlier of your 81st birthday or your death, we increase variable account floor by 5%, multiplied by the prior contract anniversary’s variable account floor.

(C)	Any variable account floor increase on contract anniversaries does not increase PAB or EAB.

For contracts issued in New Jersey and Washington state, the cap on the variable account floor is 200% of PAB.

If your spouse chooses to continue the contract under the spousal continuation provision, the death benefit available for the spouse’s beneficiaries depends on the spouse’s age. If your spouse was age 79 or younger when the contract was continued, he or she will continue to be eligible for the 5% Accumulation Death Benefit. If your spouse is over age 79 but younger than age 86 when the contract was continued, he or she will be eligible for the ROPP death benefit. If your spouse is age 86 or older when the contract was continued, he or she will be eligible for the CV Death Benefit.

ENHANCED DEATH BENEFIT

The Enhanced Death Benefit provides that if you die while the contract is in force and before the annuitization start date, the death benefit will be the greatest of these values:

1.	contract value after any rider charges have been deducted;

2.	the ROPP value as described above;

3.	the MAV as described above;

4.	the 5% accumulation death benefit floor as described above; or

5.	the Full Surrender Value as described above.

If your spouse chooses to continue the contract under spousal continuation provision, the death benefit available for the spouse’s beneficiaries depends on the spouse’s age. If your spouse was age 79 or younger when the contract was continued, he

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or she will continue to be eligible for the Enhanced Death Benefit. If your spouse is over age 79 but younger than age 86 when the contract was continued, he or she will be eligible for the ROPP death benefit. If your spouse is age 86 or older when the contract was continued, he or she will be eligible for the CV Death Benefit.

For an example of how each death benefit is calculated, see Appendix C.

Original Contract:
(applications signed prior to Nov. 30, 2009 or in states where the Current Contract is not available)

We will pay the death benefit to your beneficiary upon the earlier of your death or the annuitant’s death. If a contract has more than one person as the owner or annuitant, we will pay the benefits upon the first to die of any owner or the annuitant. The basic death benefit available under your contract at contract issue is the ROP Death Benefit. In addition to the ROP Death Benefit, we also offer the following optional death benefits at contract issue:

•	MAV Death Benefit;

•	5% Accumulation Death Benefit; or

•	Enhanced Death Benefit.

If it is available in your state and if both you and the annuitant are age 79 or younger at contract issue, you can elect any one of the above death benefits. If either you or the annuitant are age 80 or older at contract issue, the ROP Death Benefit will apply. Once you elect a death benefit, you cannot change it. We show the death benefit that applies in your contract on your contract’s data page. The death benefit you select determines the mortality and expense risk fee that is assessed against the subaccounts. (See “Charges — Mortality and Expense Risk Fee.”)

We will base the benefit paid on the death benefit coverage you chose when you purchased the contract.

Here are some terms used to describe the death benefits:

Adjusted partial surrenders (calculated for ROP and MAV Death Benefits)	=	PS × DB CV

PS	=	the amount by which the contract value is reduced as a result of the partial surrender.
DB	=	the applicable ROP value or MAV on the date of (but prior to) the partial surrender.
CV	=	contract value on the date of (but prior to) the partial surrender.

RETURN OF PURCHASE PAYMENTS (ROP) DEATH BENEFIT

The ROP Death Benefit is the basic death benefit on the contract that will pay your beneficiaries no less than your purchase payments, adjusted for surrenders. If you or the annuitant die before the annuitization start date and while this contract is in force, the death benefit will be the greater of these two values, minus any applicable rider charges:

1.	contract value; or

2.	total purchase payments applied to the contract minus adjusted partial surrenders.

The ROP Death Benefit will apply unless you select one of the alternative death benefits described immediately below.

If available in your state and both you and the annuitant are age 79 or younger at contract issue, you may select one of the death benefits described below at the time you purchase your contract. The death benefits do not provide any additional benefit before the first contract anniversary and may not be appropriate for certain older issue ages because the benefit values may be limited after age 80. Be sure to discuss with your investment professional whether or not these death benefits are appropriate for your situation.

MAXIMUM ANNIVERSARY VALUE (MAV) DEATH BENEFIT

The MAV Death Benefit provides that if you or the annuitant die while the contract is in force and before the annuitization start date, the death benefit will be the greatest of these three values, minus any applicable rider charges:

1.	contract value;

2.	total purchase payments applied to the contract minus adjusted partial surrenders; or

3.	the MAV on the date of death.

Maximum Anniversary Value (MAV): is zero prior to the first contract anniversary. On the first contract anniversary, we set the MAV as the greater of these two values:

(a) current contract value; or

(b) total purchase payments applied to the contract minus adjusted partial surrenders.

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Thereafter, we increase the MAV by any additional purchase payments and reduce the MAV by adjusted partial surrenders. Every contract anniversary after that prior to the earlier of your or the annuitant’s 81st birthday, we compare the MAV to the current contract value and we reset the MAV to the higher amount.

5% ACCUMULATION DEATH BENEFIT

The 5% Accumulation Death Benefit provides that if you or the annuitant die while the contract is in force and before the annuitization start date, the death benefit will be the greatest of these three values, minus any applicable rider charges:

1. contract value;

2. total purchase payments applied to the contract minus adjusted partial surrenders; or

3. the 5% variable account floor.

The key terms and provisions of the 5% Accumulation Death Benefit are:

5% Variable Account Floor: is the sum of the value of the GPAs, the one-year fixed account and the variable account floor. There is no variable account floor prior to the first contract anniversary. On the first contract anniversary, we establish the variable account floor as:

•	the amounts allocated to the subaccounts and the DCA fixed account at issue increased by 5%;

•	plus any subsequent amounts allocated to the subaccounts and the DCA fixed account;

•	minus adjusted transfers and partial surrenders from the subaccounts or the DCA fixed account.

Thereafter, we continue to add subsequent purchase payments allocated to the subaccounts or the DCA fixed account and subtract adjusted transfers and partial surrenders from the subaccounts or the DCA fixed account. On each contract anniversary after the first, through age 80, we add an amount to the variable account floor equal to 5% of the prior anniversary’s variable account floor. We stop adding this amount after you or the annuitant reach age 81 or after the earlier of your or the annuitant’s death.

5% variable account floor adjusted transfers or partial surrenders	=	PST × VAF SAV

PST	=	the amount by which the contract value in the subaccounts and the DCA fixed account is reduced as a result of the partial surrender or transfer from the subaccounts or the DCA fixed account.
VAF	=	variable account floor on the date of (but prior to) the transfer or partial surrender.
SAV	=	value of the subaccounts and the DCA fixed account on the date of (but prior to) the transfer or partial surrender.

The amount of purchase payments surrendered or transferred from any subaccount or fixed account (if applicable) or GPA account is calculated as (a) times (b) where:

(a)	is the amount of purchase payments in the account or subaccount on the date of but prior to the current surrender or transfer; and

(b)	is the ratio of the amount of contract value transferred or surrendered from the account or subaccount to the value in the account or subaccount on the date of (but prior to) the current surrender or transfer.

For contracts issued in New Jersey, the cap on the variable account floor is 200% of the sum of the purchase payments allocated to the subaccounts and the DCA fixed account that have not been surrendered or transferred out of the subaccounts or DCA fixed account.

NOTE: The 5% variable account floor is calculated differently and is not the same value as the Income Assurer Benefit® 5% variable account floor.

ENHANCED DEATH BENEFIT

The Enhanced Death Benefit provides that if you or the annuitant die while the contract is in force and before the annuitization start date, the death benefit will be the greatest of these four values, minus any applicable rider charges:

1. contract value;

2. total purchase payments applied to the contract minus adjusted partial surrenders;

3. the MAV on the date of death as described above; or

4. the 5% variable account floor as described above.

For an example of how each death benefit is calculated, see Appendix C.

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IF YOU DIE BEFORE THE ANNUITIZATION START DATE
When paying the beneficiary, we will process the death claim on the valuation date our death claim requirements are fulfilled. We will determine the contract’s value using the accumulation unit value we calculate on that valuation date. We pay interest, if any, at a rate no less than required by law. We will mail payment to the beneficiary within seven days after our death claim requirements are fulfilled.

Nonqualified annuities
For the Current Contract:
If your spouse is sole beneficiary and you die before the annuitization start date, your spouse may keep the contract as owner with the contract value equal to the death benefit that would otherwise have been paid (without regard to the Full Surrender Value). To do this your spouse must, on the date our death claim requirements are fulfilled, give us written instructions to continue the contract as owner.

There will be no surrender charges on the contract from that point forward unless additional purchase payments are made. If you elected any optional contract features or riders, your spouse will be subject to all limitations and/or restrictions of those features or riders just as if they were purchasing a new contract and the values may be reset. (see “Optional Benefits” and “Benefits in the Case of Death”). If the death benefit applicable to the contract changes due to spousal continuation, the mortality and expense risk fee may change as well (see “Charges — Mortality and Expense Risk Fee”).

If your beneficiary is not your spouse, or your spouse does not elect spousal continuation, we will pay the beneficiary in a single sum unless you give us other written instructions. Generally, we must fully distribute the death benefit within five years of your death. However, the beneficiary may receive payouts under any annuity payout plan available under this contract if:

•	the beneficiary asks us in writing within 60 days after the day on which all documents have been received that prove your death has occurred; and

•	payouts begin no later than one year after your death, or other date as permitted by the IRS; and

•	the payout period does not extend beyond the beneficiary’s life or life expectancy.

For the Original Contract:
If your spouse is sole beneficiary and you die before the annuitization start date, your spouse may keep the contract as owner with the contract value equal to the death benefit that would otherwise have been paid. To do this your spouse must, on the date our death claim requirements are fulfilled, give us written instructions to continue the contract as owner.

There will be no surrender charges on the contract from that point forward unless additional purchase payments are made. If you elected any optional contract features or riders, your spouse and the new annuitant (if applicable) will be subject to all limitations and/or restrictions of those features or riders just as if they were purchasing a new contract and the values may be reset. (See “Optional Benefits” and “Optional Death Benefits”.)

If your beneficiary is not your spouse, or your spouse does not elect spousal continuation, we will pay the beneficiary in a single sum unless you give us other written instructions. Generally, we must fully distribute the death benefit within five years of your death. However, the beneficiary may receive payouts under any annuity payout plan available under this contract if:

•	the beneficiary asks us in writing within 60 days after the day on which all documents have been received that prove your death has occurred; and

•	payouts begin no later than one year after your death, or other date as permitted by the IRS; and

•	the payout period does not extend beyond the beneficiary’s life or life expectancy.

Qualified annuities
For the Current Contract:

•	Spouse beneficiary: If you have not elected an annuity payout plan, and if your spouse is the sole beneficiary, your spouse may either elect to treat the contract as his/her own, so long as he or she is eligible to do so, or elect an annuity payout plan or another plan agreed to by us. If your spouse elects a payout option, the payouts must begin no later than the year in which you would have reached age 70 1/2. If you attained age 70 1/2 at the time of death, payouts must begin no later than Dec. 31 of the year following the year of your death.

Your spouse may elect to assume ownership of the contract with the contract value equal to the death benefit that would otherwise have been paid (without regard to the Full Surrender Value). To do this your spouse must, on the date our death claim requirements are fulfilled, give us written instructions to continue the contract as owner. There will be no surrender charges on the contract from that point forward unless additional purchase payments are made. If you elected any optional contract features or riders, your spouse will be subject to all limitations and/or restrictions of those features or riders just as if they were purchasing a new contract and the values may be reset (see “Optional Benefits”, “Optional Death Benefits” and “Benefits in the Case of Death”). If the death benefit applicable to the contract changes due to spousal continuation, the

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mortality and expense risk fee may change as well (see “Charges — Mortality and Expense Risk Fee”). If your spouse is the sole beneficiary and elects to treat the contract his/her own as an inherited IRA, the SecureSource Stages rider will terminate.

If you purchased this contract as an inherited IRA and your spouse is the sole beneficiary, he or she can elect to continue this contract as an inherited IRA.

If you purchased this contract as an inherited IRA and your spouse is not the sole beneficiary, he or she can elect an alternative payment plan for their share of the death benefit and all optional death benefits and living benefits will terminate. Your spouse must follow the schedule of minimum surrenders established based on your life expectancy.

•	Non-spouse beneficiary: If you have not elected an annuity payout plan, and if death occurs prior to the year you would have attained age 70 1/2, the beneficiary may elect to receive payouts from the contract over a five year period. If your beneficiary does not elect a five year payout or if your death occurs after attaining age 70 1/2, we will pay the beneficiary in a single sum unless the beneficiary elects to receive payouts under any payout plan available under this contract if:

•	the beneficiary asks us in writing within 60 days after the day on which all documents have been received that prove your death has occurred; and

•	payouts begin no later than one year following the year of your death; and

•	the payout period does not extend beyond the beneficiary’s life or life expectancy.

If a beneficiary elects an alternative payment plan which is an inherited IRA, all optional death benefits and living benefits will terminate. The beneficiary must submit the applicable investment options form or the Portfolio Navigator program enrollment form. No additional purchase payments will be accepted. The death benefit payable on the death of the non-spouse beneficiary is the CV death benefit.

In the event of your beneficiary’s death, their beneficiary can elect to take a lump sum payment or to continue the alternative payment plan following the schedule of minimum surrenders established based on the life expectancy of your beneficiary.

For the Original Contract:

•	Spouse beneficiary: If you have not elected an annuity payout plan, and if your spouse is the sole beneficiary, your spouse may either elect to treat the contract as his/her own, so long as he or she is eligible to do so, or elect an annuity payout plan or another plan agreed to by us. If your spouse elects a payout option, the payouts must begin no later than the year in which you would have reached age 70 1/2. If you attained age 70 1/2 at the time of death, payouts must begin no later than Dec. 31 of the year following the year of your death.

Your spouse may elect to assume ownership of the contract with the contract value equal to the death benefit that would otherwise have been paid. To do this your spouse must, on the date our death claim requirements are fulfilled, give us written instructions to continue the contract as owner. There will be no surrender charges on the contract from that point forward unless additional purchase payments are made. If you elected any optional contract features or riders, your spouse and the new annuitant (if applicable) will be subject to all limitations and/or restrictions of those features or riders just as if they were purchasing a new contract and the values may be reset. (See “Optional Benefits” and “Optional Death Benefits”.)

•	Non-spouse beneficiary: If you have not elected an annuity payout plan, and if death occurs prior to the year you would have attained age 70 1/2, the beneficiary may elect to receive payouts from the contract over a five year period. If your beneficiary does not elect a five year payout or if your death occurs after attaining age 70 1/2, we will pay the beneficiary in a single sum unless the beneficiary elects to receive payouts under any payout plan available under this contract if:

•	the beneficiary asks us in writing within 60 days after the day on which all documents have been received that prove your death has occurred; and

•	payouts begin no later than one year following the year of your death; and

•	the payout period does not extend beyond the beneficiary’s life or life expectancy.

If a beneficiary elects an alternative payment plan which is an inherited IRA, all optional death benefits and living benefits will terminate. The beneficiary must submit the applicable investment options form or the Portfolio Navigator program enrollment form. No additional purchase payments will be accepted. The death benefit payable on the death of the non-spouse beneficiary is the CV death benefit.

In the event of your beneficiary’s death, their beneficiary can elect to take a lump sum payment or to continue the alternative payment plan following the schedule of minimum surrenders established based on the life expectancy of your beneficiary.

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•	Annuity payout plan: If you elect an annuity payout plan which guarantees payouts to a beneficiary after death, the payouts to your beneficiary will continue pursuant to the annuity payout plan you elect.

Optional Benefits

The assets held in our general account support the guarantees under your contract, including optional death benefits and optional living benefits. To the extent that we are required to pay you amounts in addition to your contract value under these benefits, such amounts will come from our general account assets. You should be aware that our general account is exposed to the risks normally associated with a portfolio of fixed-income securities, including interest rate, option, liquidity and credit risk. You should also be aware that we issue other types of insurance and financial products as well, and we also pay our obligations under these products from assets in our general account. Our general account is not segregated or insulated from the claims of our creditors. The financial statements contained in the SAI include a further discussion of the risks inherent within the investments of the general account.

OPTIONAL LIVING BENEFITS

SECURESOURCE STAGES 2 RIDERS

The SecureSource Stages 2 rider is an optional benefit that you can add to your contract for an additional charge. This benefit is intended to provide to you, after the lifetime benefit is established, a specified withdrawal amount annually for life, even if your contract value is zero, subject to the terms and provisions described in this section. Additionally, this benefit offers a credit feature to help in low or poor performing markets and a step up feature to lock in contract anniversary gains.

The SecureSource Stages 2 rider may be appropriate for you if you intend to make periodic withdrawals from your annuity contract after the waiting period and wish to ensure that market performance will not adversely affect your ability to withdraw income over your lifetime. This rider may not be appropriate for you if you do not intend to limit withdrawals to the amount allowed in order to receive the full benefits of the rider.

Your benefits under the rider can be reduced if any of the following occurs:

•	If you take any withdrawals during the 1-year waiting period, the lifetime benefit amount will be determined using percentage B for the appropriate age band as long as rider benefits are payable;

•	If you withdraw more than the allowed withdrawal amount in a contract year, or you take withdrawals before the lifetime benefit is available;

•	If you take a withdrawal and later choose to allocate your contract value to a fund of funds that is more aggressive than the target fund;

•	If the contract value is 20% or more below purchase payments increased by any contract anniversary gains or rider credits and adjusted for withdrawals (see withdrawal adjustment base described below).

The SecureSource Stages 2 rider guarantees that, regardless of investment performance, you may take withdrawals up to the lifetime benefit amount each contract year after the lifetime benefit is established. Your age at the time of the first withdrawal will determine the age band for as long as benefits are payable except as described in the lifetime payment percentage provision.

As long as your total withdrawals during the current year do not exceed the lifetime benefit amount, you will not be assessed a surrender charge. If you withdraw a larger amount, the excess amount will be assessed any applicable surrender charges and benefits will be reduced in accordance with excess withdrawal processing. At any time, you may withdraw any amount up to your entire surrender value, subject to excess withdrawal processing under the rider.

Subject to conditions and limitations, the rider also guarantees that you or your beneficiary will get back purchase payments you have made, increased by annual step-ups, through withdrawals over time. Any amount we pay in excess of your contract value is subject to our financial strength and claims-paying ability.

Subject to conditions and limitations, the lifetime benefit amount can be increased if a rider credit is available or your contract value has increased on a rider anniversary. The principal back guarantee can also be increased if your contract value has increased on a rider anniversary.

AVAILABILITY

There are two optional SecureSource Stages 2 riders available under your contract:

•	SecureSource Stages 2 — Single Life

•	SecureSource Stages 2 — Joint Life

The information in this section applies to both SecureSource Stages 2 riders, unless otherwise noted.

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For the purpose of this rider, the term “withdrawal” is equal to the term “surrender” in the contract or any riders. Withdrawals will adjust contract values and benefits in the same manner as surrenders.

The SecureSource Stages 2 — Single Life rider covers one person. The SecureSource Stages 2 — Joint Life Rider covers two spouses jointly who are named at contract issue. You may elect only the SecureSource Stages 2 — Single Life rider or the SecureSource Stages 2 — Joint Life rider, not both, and you may not switch riders later. You must elect the rider when you purchase your contract. The rider effective date will be the contract issue date.

The SecureSource Stages 2 rider is an optional benefit that you may select for an additional annual charge if:

•	Single Life: you are 85 or younger on the date the contract is issued; or

•	Joint Life: you and your spouse are 85 or younger on the date the contract is issued.

The SecureSource Stages 2 riders are not available under an inherited qualified annuity.

The SecureSource Stages 2 rider guarantees that after the waiting period, regardless of the investment performance of your contract, you will be able to withdraw up to a certain amount each year from the contract before the annuitization start date until:

•	Single Life: death (see “At Death” heading below).

•	Joint Life: the death of the last surviving covered spouse (see “Joint Life only: Covered Spouses” and “At Death” headings below).

KEY TERMS

The key terms associated with the SecureSource Stages 2 rider are:

Age Bands: Each age band is associated with a two lifetime payment percentages. The covered person (Joint Life: the younger covered spouse) must be at least the youngest age shown in the first age band for the annual lifetime payment to be established. After the annual lifetime payment is established, in addition to your age, other factors determine when you move to a higher age band.

Annual Lifetime Payment (ALP): the lifetime benefit amount available each contract year after the covered person (Joint Life: the younger covered spouse) has reached the youngest age in the first age band. After the waiting period, the annual withdrawal amount guaranteed by the rider can vary each contract year.

Annual Step-Up: an increase in the benefit base and/or the principal back guarantee and a possible increase in the lifetime payment percentage that is available each rider anniversary if your contract value increases, subject to certain conditions.

Benefit Base (BB): used to calculate the annual lifetime payment and the annual rider charge. The BB cannot be withdrawn in a lump sum or annuitized and is not payable as a death benefit.

Credit Base (CB): used to calculate the rider credit. The CB cannot be withdrawn or annuitized and is not payable as a death benefit.

Excess Withdrawal: (1) a withdrawal taken before the annual lifetime payment is established, or (2) a withdrawal that is greater than the remaining annual lifetime payment after the annual lifetime payment is established.

Excess Withdrawal Processing: a reduction in benefits if a withdrawal is taken before the annual lifetime payment is established or if a withdrawal exceeds the remaining annual lifetime payment.

Lifetime Payment Percentage: used to calculate your annual lifetime payment. Two percentages (“percentage A” and “percentage B”) are used for each age band. The difference between percentage A and percentage B is referred to as the income bonus. Percentage B is referred to as the minimum lifetime payment percentage.

Principal Back Guarantee (PBG): a guarantee that total withdrawals will not be less than purchase payments you have made, increased by annual step-ups, as long as there is no excess withdrawal or benefit reset.

Remaining Annual Lifetime Payment (RALP): as you take withdrawals during a contract year, the remaining amount that the rider guarantees will be available for withdrawal that year is reduced. After the annual lifetime payment is established, the RALP is the guaranteed amount that can be withdrawn during the remainder of the current contract year.

Rider Credit: an amount that can be added to the benefit base on each of the first ten contract anniversaries based on a rider credit percentage of 8% for the first anniversary and 6% thereafter, as long as no withdrawals have been taken since the rider effective date and you do not decline any annual rider fee increase. Investment performance and excess withdrawals may reduce or eliminate the benefit of any rider credits. Rider credits may result in higher rider charges that may exceed the benefit from the credits.

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Waiting Period: the period of time before you can take a withdrawal without limiting benefits under the rider. If you take any withdrawals during the waiting period, the lifetime benefit amount will be determined using percentage B, the minimum lifetime payment percentage, for the appropriate age band and percentage A, and therefore the income bonus, will not be available as long as rider benefits are payable. The waiting period starts on the rider effective date and ends on the day prior to the first anniversary.

Withdrawal: the amount by which your contract value is reduced as a result of any withdrawal request. It may differ from the amount of your request due to any surrender charge and any market value adjustment.

Withdrawal Adjustment Base (WAB): one of the components used to determine the lifetime payment percentage after the waiting period. The WAB cannot be withdrawn or annuitized and is not payable as a death benefit.

IMPORTANT SECURESOURCE STAGES 2 RIDER CONSIDERATIONS

You should consider whether a SecureSource Stages 2 rider is appropriate for you taking into account the following considerations:

•	Lifetime Benefit Limitations: The lifetime benefit is subject to certain limitations, including but not limited to:

Single Life: Once the contract value equals zero, payments are made for as long as the covered person is living (see “If Contract Value Reduces to Zero” heading below). However, if the contract value is greater than zero, the lifetime benefit terminates at the first death of any owner even if the covered person is still living (see “At Death” heading below). This possibility may present itself when there are multiple contract owners — when one of the contract owners dies the lifetime benefit terminates even though other contract owners are still living.

Joint Life: Once the contract value equals zero, payments are made for as long as either covered spouse is living (see “If Contract Value Reduces to Zero” heading below). However, if the contract value is greater than zero, the lifetime benefit terminates at the death of the last surviving covered spouse (see “At Death” heading below).

•	Withdrawals: Please consider carefully when you start taking withdrawals from this rider. If you take any withdrawals during the 1-year waiting period, the lifetime benefit amount will be determined using percentage B for the appropriate age band and percentage A, and therefore the income bonus, will not be available as long as rider benefits are payable. Any withdrawals in the first 10 years will terminate any remaining rider credits. Also, if you withdraw more than the allowed withdrawal amount in a contract year or take withdrawals before the lifetime benefit is available (“excess withdrawal”), the guaranteed amounts under the rider will be reduced.

•	Use of Portfolio Navigator Program Required: You must elect one of the investment options under the PN program. This requirement limits your choice of investment options. This means you will not be able to allocate contract value to all of the subaccounts, GPAs or the regular fixed account that are available under the contract to contract owners who do not elect the rider. (See “Making the Most of Your Contract — Portfolio Navigator Program.”) You may allocate purchase payments to the Special DCA fixed account, when available, and we will make monthly transfers into the investment option you have chosen. You may make two elective investment option changes per contract year; we reserve the right to limit elective investment option changes if required to comply with the written instructions of a fund (see “Market Timing”).

You can allocate your contract value to any available investment option during the following times: (1) prior to your first withdrawal and (2) following a benefit reset due to an investment option change as described below but prior to any subsequent withdrawal. During these accumulation phases, you may request to change your investment option to any available investment option.

Immediately following a withdrawal your contract value will be reallocated to the target investment option classification as shown in your contract if your current investment option is more aggressive than the target investment option classification. This automatic reallocation is not included in the total number of allowed investment option changes per contract year. The target investment option is currently the Moderate investment option. We reserve the right to change the target investment option to an investment option classification that is more aggressive than the Moderate investment option after 30 days written notice.

After you have taken a withdrawal and prior to any benefit reset, you are in a withdrawal phase. During withdrawal phases you may request to change your investment option to the target investment option or any investment option that is more conservative than the target investment option without a benefit reset as described below. If you are in a withdrawal phase and you choose to allocate your contract value to an investment option that is more aggressive than the target investment option, you will be in the accumulation phase again and your rider benefit will be reset as follows:

1.	the BB, PBG and WAB will be reset to the contract value, if less than their current amount; and

2.	the ALP and RALP, if available, will be recalculated. You may request to change your investment option by written request on an authorized form or by another method agreed to by us.

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•	Non-Cancelable: Once elected, the SecureSource Stages 2 rider may not be cancelled (except as provided under “Rider Termination” heading below) and the charge will continue to be deducted until the contract or rider is terminated or the contract value reduces to zero (described below).

Dissolution of marriage does not terminate the SecureSource Stages 2 — Joint Life rider and will not reduce the fee we charge for this rider. The benefit under the SecureSource Stages 2 — Joint Life rider continues for the covered spouse who is the owner of the contract (or annuitant in the case of nonnatural or revocable trust ownership). The rider will terminate at the death of the contract owner because the original covered spouse will be unable to elect the spousal continuation provision of the contract (see “Joint Life only: Covered Spouses” below).

•	Joint Life: Limitations on Contract Owners, Annuitants and Beneficiaries: Since the joint life benefit will terminate unless the surviving covered spouse continues the contract under the spousal option to continue the contract upon the owner’s death provision, only ownership arrangements that permit such continuation are allowed at rider issue. In general, the covered spouses should be joint owners, or one covered spouse should be the owner and the other covered spouse should be named as the sole primary beneficiary.

For non-natural ownership arrangements that allow for spousal continuation one covered spouse should be the annuitant and the other covered spouse should be the sole primary beneficiary. For revocable trust ownerships, the grantor of the trust must be the annuitant and the beneficiary must either be the annuitant’s spouse or a trust that names the annuitant’s spouse as the sole primary beneficiary. You are responsible for establishing ownership arrangements that will allow for spousal continuation.

If you select the SecureSource Stages 2 — Joint Life rider, please consider carefully whether or not you wish to change the beneficiary of your annuity contract. The rider will terminate if the surviving covered spouse cannot utilize the spousal continuation provision of the contract when the death benefit is payable.

•	Limitations on Purchase Payments: We reserve the right to limit the cumulative amount of purchase payments, subject to state restrictions. For current purchase payment restrictions, please see “Buying Your Contract — Purchase Payments”.

Interaction with Total Free Amount (FA) contract provision: The FA is the amount you are allowed to withdraw from the contract in each contract year without incurring a surrender charge (see “Charges — Surrender Charge”). The FA may be greater than the remaining annual lifetime payment under this rider. Any amount you withdraw under the contract’s FA provision that exceeds the remaining annual lifetime payment is subject to the excess withdrawal processing described below.

You should consult your tax advisor before you select this optional rider if you have any questions about the use of the rider in your tax situation because:

•	Tax Considerations for Nonqualified Annuities: Under current federal income tax law, withdrawals under nonqualified annuities, including withdrawals taken from the contract under the terms of the rider, are treated less favorably than amounts received as annuity payments under the contract (see “Taxes — Nonqualified Annuities”). Withdrawals are taxable income to the extent of earnings. Withdrawals of earnings before age 59 1/2 may also incur a 10% IRS early withdrawal penalty. You should consult your tax advisor before you select this optional rider if you have any questions about the use of the rider in your tax situation.

•	Tax Considerations for Qualified Annuities: Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract (see “Taxes — Qualified Annuities — Required Minimum Distributions”). If you have a qualified annuity, you may need to take an RMD during the waiting period the lifetime benefit amount will be determined using percentage B for as long as rider benefits are payable. While the rider permits certain excess withdrawals to be taken for the purpose of satisfying RMD requirements for your contract alone without reducing future benefits guaranteed under the rider, there can be no guarantee that changes in the federal income tax law after the effective date of the rider will not require a larger RMD to be taken, in which case, future guaranteed withdrawals under the rider could be reduced. See Appendix F for additional information.

•	Treatment of Civil Unions and Domestic Partners: The Federal Defense of Marriage Act (“DOMA”) does not recognize same-sex marriages or civil unions, even if permitted under applicable state law. As a result, a beneficiary of a deceased owner who was treated as married to the owner under state law and for purposes of this rider, but whose marriage is not recognized under DOMA, will be required to take distributions from the contract in the manner applicable to non-spouse beneficiaries. In some circumstances, these required distributions could substantially reduce or eliminate the value of the rider. See “Taxes — Other — Spousal status.”

LIFETIME BENEFIT DESCRIPTION

Single Life only: Covered Person: the person whose life is used to determine when the annual lifetime payment is established, and the duration of the ALP payments (see “Annual Lifetime Payment (ALP)” heading below). The covered

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person is the oldest contract owner. If any owner is a nonnatural person (e.g., an irrevocable trust or corporation) or a revocable trust, the covered person is the oldest annuitant.

Joint Life only: Covered Spouses: the contract owner and his or her legally married spouse as defined under federal law, as named on the application for as long as the marriage is valid and in effect. If any contract owner is a nonnatural person or a revocable trust, the covered spouses are the annuitant and the legally married spouse of the annuitant. The covered spouses lives are used to determine when the annual lifetime payment is established, and the duration of the ALP payments (see “Annual Lifetime Payment (ALP)” heading below). The covered spouses are established on the rider effective date and cannot be changed.

Annual Lifetime Payment (ALP): the lifetime benefit amount available each contract year after the covered person (Joint life: younger covered spouses) has reached age 50. When the ALP is established and at all times thereafter, the ALP is equal to the BB multiplied by the lifetime payment percentage. Anytime the lifetime payment percentage or BB changes as described below, the ALP will be recalculated. After the waiting period and when the ALP is established, the first withdrawal taken in each contract year will set and fix the lifetime payment percentage for the remainder of the contract year.

If you withdraw less than the ALP in a contract year, the unused portion does not carry over to future contract years.

Single Life: The ALP is established on the later of the rider effective date if the covered person has reached age 50, or the date the covered person’s attained age equals age 50.

Joint Life: The ALP is established on the earliest of the following dates:

•	The rider effective date if the younger covered spouse has already reached age 50.

•	The date the younger covered spouse’s attained age equals age 50.

•	Upon the first death of a covered spouse, then either: (a) the date we receive a written request when the death benefit is not payable and the surviving covered spouse has already reached age 50, (b) the date spousal continuation is effective when the death benefit is payable and the surviving covered spouse has already reached age 50, or (c) the date the surviving covered spouse reaches age 50.

•	Following dissolution of marriage of the covered spouses, then either (a) the date we receive a written request if the remaining covered spouse who is the owner (or annuitant in the case of nonnatural or revocable trust ownership) has already reached age 50, or (b) the date the remaining covered spouse who is the owner (or annuitant in the case of nonnatural or revocable trust ownership) reaches age 50.

Remaining Annual Lifetime Payment (RALP): the annual lifetime payment guaranteed for withdrawal for the remainder of the contract year. The RALP is established at the same time as the ALP. The RALP equals the ALP less all withdrawals in the current contract year, but it will not be less than zero.

Lifetime Payment Percentage: used to calculate the annual lifetime payment. Two percentages are used for a given age band, percentage A or percentage B, depending on the factors described below.

For ages:

•	50-58, percentage A is 4% and percentage B is 3%.

•	59-64, percentage A is 5% and percentage B is 4%.

•	65-79, percentage A is 6% and percentage B is 5%.

•	80 and older, percentage A is 7% and percentage B is 6%.

The age band for the lifetime payment percentage is determined at the following times:

•	When the ALP is established: The age band used to calculate the initial ALP is the percentage for the covered person’s attained age (Joint life: younger covered spouse’s attained age).

•	On the covered person’s subsequent birthdays (Joint life: younger covered spouse’s subsequent birthdays): Except as noted below, if the covered person’s new attained age (Joint life: younger covered spouse’s attained age) is in a higher age band, then the higher age band will be used to determine the appropriate lifetime payment percentage. (However, if you decline any rider fee increase or if a withdrawal has been taken since the ALP was established, then the lifetime payment percentage will not change on subsequent birthdays.)

•	Upon annual step-ups (see “Annual Step ups” below).

•	For the Joint life rider, upon death or change in marital status: In the event of death or dissolution of marriage: (A) If no withdrawal has been taken since the ALP was established and no rider fee increase has been declined, the lifetime payment percentage will be reset based on the Age Band for the remaining covered spouse’s attained age. (B) If the ALP is not established but the remaining covered spouse has reached the youngest age in the first Age Band, the remaining covered spouse’s attained age will be used to determine the age band for the lifetime payment percentage. In the event of remarriage

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of the covered spouses to each other, the lifetime payment percentage used is the percentage for the younger covered spouse’s attained age.

The following determines whether percentage A or percentage B is used for each applicable age band:

During the waiting period, percentage B will be used. If you take a withdrawal in the waiting period, percentage B will be used and the income bonus will not be available for as long as rider benefits are payable.

If no withdrawal is taken during the waiting period, after the waiting period a comparison of your contract value and the withdrawal adjustment base (WAB) determines whether percentage A or percentage B is used to calculate the ALP unless the percentage is fixed as described below. Market volatility, a prolonged flat, low or down market, rider credits, and the deduction of charges all impact whether you are eligible for percentage A or percentage B. On each valuation date, if the benefit determining percentage is less than the 20% adjustment threshold, then percentage A is used in calculating your ALP, otherwise percentage B is used. The benefit determining percentage is calculated as follows, but it will not be less than zero:

1 − (a/b) where:

a = Contract value at the end of the prior valuation period

b = WAB at the end of the prior valuation period

After the ALP is established and after the waiting period, the first withdrawal taken in each contract year will set and fix the lifetime payment percentage for the remainder of the contract year. Beginning on the next rider anniversary, the lifetime payment percentage can change on each valuation day as described above until a withdrawal is taken in that contract year.

However, at the earliest of (1), (2) or (3) below Percentage A and Percentage B will be set and remain fixed as long as the benefit is payable:

•	if the ALP is established, when your contract value on a rider anniversary is less than two times the benefit base (BB) multiplied by percentage B for your current age band, or

•	when the contract value reduces to zero, or

•	on the date of death (Joint life: remaining covered spouse’s date of death) when a death benefit is payable.

For certain periods of time at our discretion and on a non-discriminatory basis, your lifetime payment percentage may be set by us to percentage A if more favorable to you.

Determination of Adjustments of Benefit Values: Your lifetime benefit values (benefit base (BB), credit base (CB) and withdrawal adjustment base (WAB)) and principal back guarantee (PBG) are determined at the following times and are subject to a maximum amount of $10 million each:

•	On the contract date: The WAB, CB, BB and PBG are set equal to the initial purchase payment.

•	When an additional purchase payment is made: If the WAB and CB are greater than zero, the WAB and CB will be increased by the amount of each additional purchase payment. The BB and PBG will be increased by the amount of each additional purchase payment.

•	When a withdrawal is taken: If the CB is greater than zero, the CB will be permanently reset to zero when the first withdrawal is taken, and there will be no additional rider credits.

When a withdrawal is taken:

(a)	If the first withdrawal is taken during the waiting period, the WAB will be permanently reset to zero. If the first withdrawal is taken after the waiting period, the WAB will be reduced by the “adjustment for withdrawal,” as defined below.

(b)	If the ALP is established and the withdrawal is less than or equal to the RALP, the BB does not change and the PBG is reduced by the amount of the withdrawal, but it will not be less than zero.

(c)	If the ALP is not established, excess withdrawal processing will occur as follows. The BB will be reduced by the “adjustment for withdrawal,” and the PBG will be reduced by the greater of the amount of the withdrawal or the “adjustment for withdrawal,” but it will not be less than zero.

(d)	If the ALP is established and the withdrawal is greater than the RALP, excess withdrawal processing will occur as follows:

The PBG will be reset to the lesser of:

(i)	the PBG reduced by the amount of the withdrawal, but it will not be less than zero; or

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(ii)	the PBG minus the RALP on the date of (but prior to) the withdrawal and further reduced by an amount calculated as follows, but it will not be less than zero:

a × b c	where:

a = the amount of the withdrawal minus the RALP

b = the PBG minus the RALP on the date of (but prior to) the withdrawal

c = the contract value on the date of (but prior to) the withdrawal minus the RALP

The BB will be reduced by an amount as calculated below:

d × e f	where:

d = the amount of the withdrawal minus the RALP

e = the BB on the date of (but prior to) the withdrawal

f = the contract value on the date of (but prior to) the withdrawal minus the RALP.

Adjustment for Withdrawal Definition: When the WAB, PBG or BB is reduced by a withdrawal in the same proportion as the contract value is reduced, the proportional amount deducted is the “adjustment for withdrawal.” The “adjustment for withdrawal” is calculated as follows:

g × h i	where:

g = the amount the contract value is reduced by the withdrawal

h = the WAB, BB or PBG (as applicable) on the date of (but prior to) the withdrawal

i = the contract value on the date of (but prior to) the withdrawal.

Rider Anniversary Processing: The following describes how the WAB, BB and PBG are calculated on rider anniversaries, subject to the maximum amount of $10 million for each, and how the lifetime payment percentage can change on rider anniversaries.

•	The WAB on rider anniversaries: Unless the WAB is permanently reset to zero or you decline any rider fee increase, the WAB (after any rider credit is added) will be increased to the contract value, if the contract value is greater.

•	Rider Credits: If you did not take any withdrawals and you did not decline any rider fee increase, rider credits are available for the first ten contract anniversaries. On the first anniversary, the rider credit equals the credit base (CB) 180 days following the rider effective date multiplied by 8%. On any subsequent anniversaries, the rider credit equals the CB as of the prior rider anniversary multiplied by 6%. On the first anniversary the BB and WAB will be set to the greater of the current BB, or the BB 180 days following the contract date increased by the rider credit and any additional purchase payments since 180 days following the rider effective date. On any subsequent rider credit dates the BB and WAB will be set to the greater of the current BB, or the BB on the prior anniversary increased by the rider credit and any additional purchase payments since the prior anniversary. If the CB is greater than zero, the CB will be permanently reset to zero on the 10th rider anniversary after any adjustment to the WAB and BB, and there will be no additional rider credits.

•	Annual step ups: Beginning with the first rider anniversary, an annual step-up may be available. If you decline any rider fee increase, future annual step-ups will no longer be available.

The annual step-up will be executed on any rider anniversary where the contract value is greater than the PBG or the BB after any rider credit is added. If an annual step-up is executed, the PBG, BB and lifetime payment percentage will be adjusted as follows: The PBG will be increased to the contract value, if the contract value is greater. The BB (after any rider credit is added) will be increased to the contract value, if the contract value is greater. If the covered person’s attained age (Joint Life: younger covered spouses attained age) on the rider anniversary is in a higher age band and (1) there is an increase to BB due to a step-up or (2) the BB is at the maximum of $10,000,000 so there was no step-up of the BB, then the higher age band will be used to determine the appropriate lifetime payment percentage, regardless of any prior withdrawals.

OTHER PROVISIONS

Required Minimum Distributions (RMD): If you are taking RMDs from your contract and your RMD calculated separately for your contract is greater than the remaining annual lifetime payment on the most recent contract anniversary, the portion of

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your RMD that exceeds the benefit amount will not be subject to excess withdrawal processing provided that the following conditions are met:

•	The annual lifetime payment is established;

•	The RMD is for your contract alone;

•	The RMD is based on your recalculated life expectancy taken from the Uniform Lifetime Table under the Code; and

•	The RMD amount is otherwise based on the requirements of section 401(a) (9), related Code provisions and regulations thereunder that were in effect on the contract date.

RMD rules follow the calendar year which most likely does not coincide with your contract year and therefore may limit when you can take your RMD and not be subject to excess withdrawal processing. If any withdrawal is taken in the waiting period, including RMDs, Percentage B for the applicable age band will be used as long as rider benefits are payable. Any withdrawals taken before the annual lifetime payment is established or withdrawing amounts greater than the remaining annual lifetime payment that do not meet these conditions will result in excess withdrawal processing. The amount in excess of the RALP that is not subject to excess withdrawal processing will be recalculated if the ALP changes due to lifetime payment percentage changes. See Appendix E for additional information.

Spousal Option to Continue the Contract upon Owner’s Death (Spousal Continuation):

Single Life: If a surviving spouse elects to continue the contract and continues the contract as the new owner under the spousal continuation provision of the contract, the SecureSource Stages 2 — Single Life rider terminates.

Joint Life: If a surviving spouse is a covered spouse and elects the spousal continuation provision of the contract as the new owner, the SecureSource Stages 2 — Joint Life rider also continues. The surviving covered spouse can name a new beneficiary; however, a new covered spouse cannot be added to the rider.

Unless you decline a rider fee increase, at the time of spousal continuation, a step-up may be available. All annual step-up rules (see “Rider Anniversary Processing — Annual Step-Up” heading above) also apply to the spousal continuation step-up except that the RALP will be reduced for any prior withdrawals in that contract year. The WAB, if greater than zero, will be increased to the contract value if the contract value is greater. The spousal continuation step-up is processed on the valuation date spousal continuation is effective.

Rules for Surrender: Minimum contract values following surrender no longer apply to your contract. For withdrawals, the withdrawal will be taken from all accounts and the variable subaccounts in the same proportion as your interest in each bears to the contract value. You cannot specify from which accounts the withdrawal is to be taken.

If your contract value is reduced to zero, the CB, if greater than zero, will be permanently reset to zero, and there will be no additional rider credits. Also, the following will occur:

•	If the ALP is not established and if the contract value is reduced to zero as a result of fees or charges, then the owner must wait until the ALP would be established, and the ALP will be paid annually until the death of the covered person (Joint Life: both covered spouses).

•	If the ALP is established and if the contract value is reduced to zero as a result of fees or charges, or as a result of a withdrawal that is less than or equal to the RALP, then the owner will receive the ALP paid annually until the death of the covered person (Joint Life: both covered spouses).

In either case above:

•	These annualized amounts will be paid in monthly installments. If the monthly payment is less than $100, We have the right to change the frequency, but no less frequently than annually.

•	We will no longer accept additional purchase payments.

•	No more charges will be collected for the rider.

•	The current ALP is fixed for as long as payments are made.

•	The death benefit becomes the remaining schedule of annual lifetime payments, if any, until total payments to the owner and the beneficiary are equal to the PBG at the time the contract value falls to zero.

•	The amount paid in the current contract year will be reduced for any prior withdrawals in that contract year.

•	If the ALP is not established and if the contract value is reduced to zero as a result of a withdrawal, this rider and the contract will terminate.

•	If the ALP is established and if the contract value is reduced to zero as a result of a withdrawal that is greater than the RALP, this rider and the contract will terminate.

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At Death:

Single Life: If the contract is jointly owned and an owner dies when the contract value is greater than zero, the lifetime benefit for the covered person will cease even if the covered person is still living or if the contract is continued under the spousal continuation option.

Joint Life: If the death benefit becomes payable at the death of a covered spouse, the surviving covered spouse must utilize the spousal continuation option to continue the lifetime benefit. If spousal continuation is not available, the rider terminates. The lifetime benefit ends at the death of the surviving covered spouse.

If the contract value is greater than zero when the death benefit becomes payable, the beneficiary may:

•	elect to take the death benefit under the terms of the contract, or

•	elect to take the principal back guarantee available under this rider, or

•	continue the contract and the SecureSource Stages 2 — Joint Life rider under the spousal continuation option.

For single and joint life, if the beneficiary elects the principal back guarantee under this rider, the following will occur:

1.	If the PBG is greater than zero and the ALP is established, the ALP on the date of death will be paid until total payments to the beneficiary are equal to the PBG on the date of death.

2.	If the PBG is greater than zero and the ALP is not established, the BB on the date of death multiplied by the lifetime payment percentage used for the youngest age of the covered spouses in the first age band will be paid annually until total payments to the beneficiary are equal to the PBG on the date of death.

In either of the above cases:

•	After the date of death, there will be no additional rider credits or annual step-ups.

•	The lifetime payment percentage used will be set as of the date of death.

•	The amount paid in the current contract year will be reduced for any prior withdrawals in that year.

3.	On the date of death (Joint life: remaining covered spouse’s date of death), if the CB is greater than zero, the CB will be permanently reset to zero, and there will be no additional rider credits.

4.	If the PBG equals zero, the benefit terminates. No further payments are made.

Contract Ownership Change:

Single Life: If allowed by state law, change of ownership is subject to our approval. If there is a change of ownership and the covered person remains the same, the rider continues with no change to any of the rider benefits. If there is a change of ownership and the covered person would be different, the rider terminates.

Joint Life: Ownership changes are only allowed between the covered spouses or their revocable trust(s) and are subject to our approval, if allowed by state law. No other ownership changes are allowed as long as the rider is in force.

Assignment: If allowed by state law, an assignment is subject to our approval.

Annuity Provisions: If your annuitization start date is the maximum annuitization start date, you can choose one of the payout options available under the contract or an alternative fixed annuity payout option available under the SecureSource Stages 2 rider. Under the rider’s payout option, the minimum amount payable shown in Table B, will not apply and you will receive the annual lifetime payment provided by this rider until the later of the death of the covered person (Joint Life: both covered spouses) or depletion of the principal back guarantee. If you choose to receive the ALP, the amount payable each year will be equal to the annual lifetime payment on the annuitization start date. The amount paid in the current contract year will be reduced for any prior withdrawals in that year. These annualized amounts will be paid in monthly installments. If the monthly payment is less than $100, we have the right to change the frequency, but no less frequently than annually.

If you choose to receive the ALP rather than a payout option available under the contract, all other contract features, rider features and charges terminate after the annuitization start date except for the PBG.

RIDER TERMINATION

The SecureSource Stages 2 rider cannot be terminated either by you or us except as follows:

•	Single Life: a change of ownership that would result in a different covered person will terminate the rider.

•	Single Life: after the death benefit is payable, the rider will terminate.

•	Single Life: spousal continuation will terminate the rider.

•	Joint Life: After the death benefit is payable the rider will terminate if anyone other than a covered spouse continues the contract. However, if the covered spouse continues the contract as an inherited IRA or as a beneficiary of a participant in an employer sponsored retirement plan, the rider will terminate.

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•	On the annuitization start date, the rider will terminate.

•	You may terminate the rider if your annual rider fee after any increase is more than 0.25 percentage points higher than your fee before the increase. (see “Charges — SecureSource Stages 2 rider charge”).

•	When the contract value is zero and either the annual lifetime payment is not established or a withdrawal in excess of the remaining annual lifetime payment is taken, the rider will terminate.

•	Termination of the contract for any reason will terminate the rider.

For an example, see Appendix D.

ACCUMULATION PROTECTOR BENEFIT RIDER
The Accumulation Protector Benefit rider is an optional benefit, available for contract applications signed on or after May 3, 2010, that you may select for an additional charge. We have offered a different version of the Accumulation Protector Benefit rider for the Original Contract with applications signed prior to June 1, 2009. The description of the Accumulation Protector Benefit rider in this section applies to both Original and Current contracts unless noted otherwise. The Accumulation Protector Benefit rider specifies a waiting period that ends on the benefit date. The Accumulation Protector Benefit rider provides a one-time adjustment to your contract value on the benefit date if your contract value is less than the Minimum Contract Accumulation Value (defined below) on that benefit date. On the benefit date, if the contract value is equal to or greater than the Minimum Contract Accumulation Value, as determined under the Accumulation Protector Benefit rider, the Accumulation Protector Benefit rider ends without value and no benefit is payable.

If the contract value falls to zero as the result of adverse market performance or the deduction of fees and/or charges at any time during the waiting period and before the benefit date, the contract and all riders, including the Accumulation Protector Benefit rider will terminate without value and no benefits will be paid. Exception: if you are still living on the benefit date, we will pay you an amount equal to the Minimum Contract Accumulation Value as determined under the Accumulation Protector Benefit rider on the valuation date your contract value reached zero.

For the Current Contract, if you are (or if the owner is a non-natural person, then the annuitant is) age 80 or younger at contract issue and this rider is available in your state, you may elect the Accumulation Protector Benefit rider at the time you purchase your contract and the rider effective date will be the contract issue date. For the Original Contract, you may have elected the Accumulation Protector Benefit rider at the time you purchased your contract and the rider effective date was the contract issue date. The Accumulation Protector Benefit rider may not be terminated once you have elected it except as described in the “Terminating the Rider” section below. An additional charge for the Accumulation Protector Benefit rider will be assessed annually during the waiting period. The rider ends when the waiting period expires and no further benefit will be payable and no further charges for the rider will be deducted. After the waiting period, you have the following options:

•	Continue your contract;

•	Take partial surrenders or make a full surrender; or

•	Annuitize your contract.

The Accumulation Protector Benefit rider may not be purchased with the optional SecureSource Stages 2 rider.

You should consider whether an Accumulation Protector Benefit rider is appropriate for you because:

•	you must participate in the PN program and you must elect one of the PN program investment options. This requirement limits your choice of investments. This means you will not be able to allocate contract value to all of the subaccounts, GPAs or the regular fixed account that are available under the contract to other contract owners who do not elect this rider. You may allocate qualifying purchase payments to the Special DCA fixed account, when available (see “The Special DCA Fixed Account”), and we will make monthly transfers into the PN program investment option you have chosen. (See “Making the Most of Your Contract — Portfolio Navigator Program”);

•	you may not make additional purchase payments to your contract during the waiting period after the first 180 days immediately following the effective date of the Accumulation Protector Benefit rider. Some exceptions apply (see “Additional Purchase Payments with Elective Step Up” below). In addition, we reserve the right to change these additional purchase payment limitations, including making further restrictions, upon written notice;

•	if you purchase this contract as a qualified annuity, for example, an IRA, you may need to take partial surrenders from your contract to satisfy the RMDs under the Code. Partial surrenders, including those used to satisfy RMDs, will reduce any potential benefit that the Accumulation Protector Benefit rider provides. You should consult your tax advisor if you have any questions about the use of this rider in your tax situation;

•	if you think you may surrender all of your contract value before you have held your contract with this benefit rider attached for 10 years, or you are considering selecting an annuity payout option within 10 years of the effective date of your contract, you should consider whether this optional benefit is right for you. You must hold the contract a minimum of

RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS 81

10 years from the effective date of the Accumulation Protector Benefit rider, which is the length of the waiting period under the Accumulation Protector Benefit rider, in order to receive the benefit, if any, provided by the Accumulation Protector Benefit rider. In some cases, as described below, you may need to hold the contract longer than 10 years in order to qualify for any benefit the Accumulation Protector Benefit rider may provide;

•	the 10 year waiting period under the Accumulation Protector Benefit rider will restart if you exercise the elective step-up option (described below) or your surviving spouse exercises the spousal continuation elective step-up (described below); and

•	the 10 year waiting period under the Accumulation Protector Benefit rider may be restarted if you elect to change your investment option to one that causes the Accumulation Protector Benefit rider charge to increase (see “Charges”).

Be sure to discuss with your investment professional whether an Accumulation Benefit rider is appropriate for your situation.

Here are some general terms that are used to describe the operation of the Accumulation Protector Benefit:

Benefit Date: This is the first valuation date immediately following the expiration of the waiting period.

Minimum Contract Accumulation Value (MCAV): An amount calculated under the Accumulation Protector Benefit rider. The contract value will be increased to equal the MCAV on the benefit date if the contract value on the benefit date is less than the MCAV on the benefit date.

Adjustments for Partial Surrenders: The adjustment made for each partial surrender from the contract is equal to the amount derived from multiplying (a) and (b) where:

(a)	is 1 minus the ratio of the contract value on the date of (but immediately after) the partial surrender to the contract value on the date of (but immediately prior to) the partial surrender; and

(b)	is the MCAV on the date of (but immediately prior to) the partial surrender.

Waiting Period: The waiting period for the rider is 10 years.

We reserve the right to restart the waiting period on the latest contract anniversary if you change your investment option after we have exercised our rights to increase the rider fee.

Your initial MCAV is equal to your initial purchase payment. It is increased by the amount of any subsequent purchase payments and any purchase payment credits received within the first 180 days that the rider is effective. It is reduced by any adjustments for partial surrenders made during the waiting period.

Automatic Step Up
On each contract anniversary after the effective date of the rider, the MCAV will be set to the greater of:

1. 80% of the contract value on the contract anniversary; or

2. the MCAV immediately prior to the automatic step up.

The automatic step up does not create contract value, guarantee the performance of any investment option, or provide a benefit that can be surrendered or paid upon death. Rather, the automatic step up is an interim calculation used to arrive at the final MCAV, which is used to determine whether a benefit will be paid under the rider on the benefit date.

The automatic step up of the MCAV does not restart the waiting period or increase the charge (although the total fee for the rider may increase).

Elective Step Up Option
Within thirty days following each contract anniversary after the rider effective date, but prior to the benefit date, you may notify us in writing that you wish to exercise the annual elective step up option. You may exercise this elective step up option only once per contract year during this 30 day period. If your contract value on the valuation date we receive your written request to step up is greater than the MCAV on that date, your MCAV will increase to 100% of that contract value.

We may increase the fee for your rider (see “Charges — Accumulation Protector Benefit Rider Charge”). The revised fee would apply to your rider if you exercise the annual elective step up, your MCAV is increased as a result, and the revised fee is higher than your annual rider fee before the elective step up. Elective step ups will also result in a restart of the waiting period as of the most recent contract anniversary.

The elective step up does not create contract value, guarantee the performance of any investment option or provide any benefit that can be surrendered or paid upon death. Rather the elective step up is an interim calculation used to arrive at the final MCAV, which is used to determine whether a benefit will be paid under the rider on the benefit date.

The elective step up option is not available for inherited IRAs or if the benefit date would be after the annuitization start date.

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Additional Purchase Payments with Annual Elective Step Ups — Current Contract Only
If your MCAV is increased as a result of elective step up, you have 180 days from the latest contract anniversary to make additional purchase payments, if allowed under the base contract. The MCAV will include the amount of any additional purchase payments received during this period. We reserve the right to change these additional purchase payment limitations.

Spousal Continuation
If a spouse chooses to continue the contract under the spousal continuation provision, the rider will continue as part of the contract. Once, within the thirty days following the date of spousal continuation, the spouse may choose to exercise an elective step up. The spousal continuation elective step up is in addition to the annual elective step up. If the contract value on the valuation date we receive the written request to exercise this option is greater than the MCAV on that date, we will increase the MCAV to that contract value. If the MCAV is increased as a result of the elective step up and we have increased the charge for the Accumulation Protector Benefit rider, the spouse will pay the charge that is in effect on the valuation date we receive their written request to step up for the entire contract year. In addition, the waiting period will restart as of the most recent contract anniversary.

Change of Ownership or Assignment
Subject to state limitations, a change of ownership or assignment is subject to our approval.

Terminating the Rider
The rider will terminate under the following conditions:

The rider will terminate before the benefit date without paying a benefit on the date:

•	you take a full surrender;

•	annuitization begins;

•	the contract terminates as a result of the death benefit being paid; or

•	when a beneficiary elects an alternative payment plan which is an inherited IRA.

The rider will terminate on the benefit date.

For an example, see Appendix L.

OPTIONAL LIVING BENEFITS
(For contracts with application signed before July 19, 2010)
If you bought a contract before July 19, 2010 with an optional living benefit, please use the following table to review the disclosure that applies to the optional living benefit rider you purchased. If you are uncertain as to which optional living benefit rider you purchased, ask your investment professional, or contact us at the telephone number or address shown on the first page of this prospectus.

If you purchased	and you selected one of the	Disclosure for this benefit may be
a contract(1)...	following optional living benefits...	found in the following Appendix:
Before April 29, 2005	Guarantor Withdrawal Benefit (“Rider B”)	Appendix J
April 29, 2005 – April 30, 2006	Guarantor Withdrawal Benefit (“Rider A”)	Appendix J
May 1, 2006 – April 30, 2007	Guarantor Withdrawal Benefit for Life	Appendix I
Before May 1, 2007	Income Assurer Benefit	Appendix K
Before Aug. 10, 2009	SecureSource Rider	Appendix M
Before Nov. 30, 2009	SecureSource 20 Rider	Appendix N
Before July 19, 2010	SecureSource Stages Rider	Appendix O

(1)	These dates are approximate and will vary by state; your actual contract and any riders are the controlling documents.

OPTIONAL ADDITIONAL DEATH BENEFITS

BENEFIT PROTECTOR DEATH BENEFIT RIDER (BENEFIT PROTECTOR)
The Benefit Protector is intended to provide an additional benefit to your beneficiary to help offset expenses after your death such as funeral expenses or federal and state taxes. This is an optional benefit that you may select for an additional annual charge (see “Charges”). The Benefit Protector provides reduced benefits if you (Current Contract) or you or the annuitant (Original Contract) are 70 or older at the rider effective date, The Benefit Protector does not provide any additional benefit before the first rider anniversary.

RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS 83

If this rider is available in your state and you (Current Contract) or both you and the annuitant (Original Contract) are 75 or younger at contract issue, you may choose to add the Benefit Protector to your contract. You must elect the Benefit Protector at the time you purchase your contract and your rider effective date will be the contract issue date. You may not select this rider if you select the Benefit Protector Plus, the 5% Accumulation Death Benefit or Enhanced Death Benefit.

Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract (see “Taxes — Qualified Annuities — Required Minimum Distributions”). Since the benefit paid by the rider is determined by the amount of earnings at death, the amount of the benefit paid may be reduced as a result of taking any surrenders including RMDs. Be sure to discuss with your investment professional and tax advisor whether or not the Benefit Protector is appropriate for your situation.

The Benefit Protector provides that if you (Current Contract) or you or the annuitant (Original Contract) die after the first rider anniversary, but before the annuitization start date, and while this contract is in force, we will pay the beneficiary:

•	the applicable death benefit, plus:

•	40% of your earnings at death if you (Current Contract) or you and the annuitant (Original Contract) were under age 70 on the rider effective date; or

•	15% of your earnings at death if you (Current Contract) or you or the annuitant (Original Contract) were 70 or older on the rider effective date.

For the Current Contract, if this rider is effective after the contract date or if there has been a covered life change, remaining purchase payment is established or set as the contract value on the rider effective date or, if later, the date of the most recent covered life change. Thereafter, remaining purchase payments is increased by the amount of each additional purchase payment and adjusted for each partial surrender.

Earnings at death: For purposes of the Benefit Protector and Benefit Protector Plus riders, this is an amount equal to the applicable death benefit minus remaining purchase payments (also referred to as purchase payments not previously surrendered under the Original Contract). Partial surrenders will come from any earnings before reducing purchase payments in the contract. The earnings at death may not be less than zero and may not be more than 250% of the purchase payments not previously surrendered that are one or more years old.

Note: Purchase payments not previously surrendered is calculated differently and is not the same value as purchase payments not previously surrendered used in the surrender charge calculation.

Terminating the Benefit Protector
Current Contract:

•	You may terminate the rider within 30 days after the first rider anniversary.

•	You may terminate the rider within 30 days after any rider anniversary beginning with the seventh rider anniversary.

•	The rider will terminate when you make a full surrender from the contract or on the annuitization start date.

•	Your spouse may terminate the rider within 30 days following the effective date of the spousal continuation if your spouse is age 75 or younger.

•	A new owner may terminate the rider within 30 days following the effective date of an ownership change if the new owner is age 75 or younger.

•	The rider will terminate for a spousal continuation or ownership change if the spouse or new owner is age 76 or older at the time of the change.

•	The rider will terminate after the death benefit is payable, unless the spouse continues the contract under spousal continuation provision.

•	The rider will terminate when a beneficiary elects an alternative payment plan which is an inherited IRA.

Original Contract:

•	You may terminate the rider within 30 days of the first rider anniversary.

•	You may terminate the rider within 30 days of any rider anniversary beginning with the seventh rider anniversary.

•	Our current administrative practice allows a new owner or your spouse to terminate the rider within 30 days following the effective date of the ownership change or spousal continuation.

•	The rider will terminate when you make a full surrender from the contract or on the annuitization start date.

•	The rider will terminate when a beneficiary elects an alternative payment plan which is an inherited IRA.

If your spouse is the sole beneficiary and you die before the annuitization start date, your spouse may keep the contract as owner. For Current Contract, your spouse will be subject to all the limitations and restrictions of the rider just as if they were purchasing a new contract and the age of the new spouse at the time of the change will be used to determine the earnings at

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death percentage going forward. If your spouse does not qualify for the rider on the basis of age we will terminate the rider. If they do qualify for the rider on the basis of age we will set the contract value equal to the death benefit that would otherwise have been paid (without regard to the Full Surrender Value) and we will substitute this new contract value on the date of death for “remaining purchase payments” used in calculating earnings at death.

For Current Contract, after a covered life change other than a spouse that continues the contract, the new owner will be subject to all the limitations and restrictions of the rider just as if they were purchasing a new contract and the age of the new owner at the time of the change will be used to determine the earnings at death percentage going forward. If the new owner does not qualify for the rider on the basis of age we will terminate the rider. If they do qualify for the rider on the basis of age we will substitute the contract value on the date of the ownership changes for remaining purchase payments used in calculating earnings at death.

For an example, see Appendix F.

BENEFIT PROTECTOR PLUS DEATH BENEFIT RIDER (BENEFIT PROTECTOR PLUS)
The Benefit Protector Plus is intended to provide an additional benefit to your beneficiary to help offset expenses after your death such as funeral expenses or federal and state taxes. This is an optional benefit that you may select for an additional annual charge (see “Charges”). The Benefit Protector Plus provides reduced benefits if you (Current Contract), or you or the annuitant (Original Contract) are 70 or older at the rider effective date. It does not provide any additional benefit before the first rider anniversary and it does not provide any benefit beyond what is offered under the Benefit Protector rider during the second rider year. Be sure to discuss with your investment professional whether or not the Benefit Protector Plus is appropriate for your situation.

If this rider is available in your state and you (Current Contract) or both you and the annuitant (Original Contract) are 75 or younger at contract issue, you may choose to add the Benefit Protector Plus to your contract. You must elect the Benefit Protector Plus at the time you purchase your contract and your rider effective date will be the contract issue date. This rider is only available for transfers, exchanges or rollovers. If this is a non-qualified annuity, transfers, exchanges or rollovers must be from another annuity or life insurance policy. You may not select this rider if you select the Benefit Protector Rider, 5% Accumulation Death Benefit or the Enhanced Death Benefit.

Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract (see “Taxes — Qualified Annuities — Required Minimum Distributions”). Since the benefit paid by the rider is determined by the amount of earnings at death, the amount of the benefit paid may be reduced as a result of taking any surrenders including RMDs. Be sure to discuss with your investment professional and tax advisor whether or not the Benefit Protector Plus is appropriate for your situation.

The Benefit Protector Plus provides that if you (Current Contract), or you or the annuitant (Original Contract) die after the first rider anniversary, but before the annuitization start date, and while this contract is in force, we will pay the beneficiary:

•	the benefits payable under the Benefit Protector described above, plus:

•	a percentage of purchase payments made within 60 days of contract issue not previously surrendered as follows:

	Percentage if you (Current Contract)	Percentage if you (Current Contract)
	or you and the annuitant (Original Contract) are	or you or the annuitant (Original Contract) are
Rider year when death occurs;	under age 70 on the rider effective date	70 or older on the rider effective date

One and Two	0%	0%

Three and Four	10%	3.75%

Five or more	20%	7.5%

Another way to describe the benefits payable under the Benefit Protector Plus rider is as follows:

•	the applicable death benefit plus:

	If you (Current Contact) or you and the	If you (Current Contract) or you or the
	annuitant (Original Contract) are under	annuitant (Original Contract) are age 70
Rider year when death occurs;	age 70 on the rider effective date, add . . .	or older on the rider effective date, add . . .

One	Zero	Zero

Two	40% x earnings at death (see above)	15% x earnings at death

Three and Four	40% x (earnings at death + 25% of initial purchase payment*)	15% x (earnings at death + 25% of initial purchase payment*)

Five or more	40% x (earnings at death + 50% of initial purchase payment*)	15% x (earnings at death + 50% of initial purchase payment*)

*	Initial purchase payments are payments made within 60 days of rider issue not previously surrendered.

RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS 85

Terminating the Benefit Protector Plus

•	You may terminate the rider within 30 days of the first rider anniversary.

•	You may terminate the rider within 30 days of any rider anniversary beginning with the seventh rider anniversary.

•	The rider will terminate when you make a full surrender from the contract, on the annuitization start date, or when the death benefit is payable.

•	The rider will terminate if there is an ownership change.

•	The rider will terminate when a beneficiary elects an alternative payment plan which is an inherited IRA.

If your spouse is sole beneficiary and you die before the annuitization start date, your spouse may keep the contract as owner with the contract value equal to the death benefit that would otherwise have been paid (without regard to the Full Surrender Value for the Current Contract). We will then terminate the Benefit Protector Plus (see “Benefits in Case of Death”).

For an example, see Appendix G.

The Annuity Payout Period

As owner of the contract, you have the right to decide how and to whom annuity payouts will be made starting on the annuitization start date. You may select one of the annuity payout plans outlined below, or we may mutually agree on other payout arrangements. We do not deduct any surrender charges under the payout plans listed below, except under annuity payout Plan E. (See “Charges — Surrender charge under Annuity Payout Plan E”).

You also decide whether we will make annuity payouts on a fixed or variable basis, or a combination of fixed and variable. The amount available to purchase payouts under the plan you select is the contract value on your annuitization start date after any rider charges have been deducted, plus any positive or negative MVA (less any applicable premium tax). Additionally, we currently allow you to use part of the amount available to purchase payouts, leaving any remaining contract value to accumulate on a tax-deferred basis. If you select a variable annuity payout, we reserve the right to limit the number of subaccounts in which you may invest. The GPAs and the Special DCA fixed account (Current Contract) and the DCA fixed account (Original Contract) are not available during this payout period.

Amounts of fixed and variable payouts depend on:

•	the annuity payout plan you select;

•	the annuitant’s age and, in most cases, sex;

•	the annuity table in the contract; and

•	the amounts you allocated to the accounts at settlement.

In addition, for variable annuity payouts only, amounts depend on the investment performance of the subaccounts you select. These payouts will vary from month to month because the performance of the funds will fluctuate.

For information with respect to transfers between accounts after annuity payouts begin, (see “Making the Most of Your Contract — Transfer policies”).

ANNUITY TABLES
The annuity tables in your contract (Table A and Table B) show the amount of the monthly payout for each $1,000 of contract value according to the age and, when applicable, the annuitant’s sex. (Where required by law, we will use a unisex table of settlement rates.)

Table A shows the amount of the first monthly variable annuity payout assuming that the contract value is invested at the beginning of the annuity payout period and earns a 5% rate of return, which is reinvested and helps to support future payouts. If you ask us at least 30 days before the annuitization start date, we will substitute an annuity table based on an assumed 3.5% investment rate for the 5% Table A in the contract. The assumed investment rate affects both the amount of the first payout and the extent to which subsequent payouts increase or decrease. For example, annuity payouts will increase if the investment return is above the assumed investment rate and payouts will decrease if the return is below the assumed investment rate. Using a 5% assumed interest rate results in a higher initial payout, but later payouts will increase more slowly when annuity unit values rise and decrease more rapidly when they decline.

Table B shows the minimum amount of each fixed annuity payout. We declare current payout rates that we use in determining the actual amount of your fixed annuity payout. The current payout rates will equal or exceed the guaranteed payout rates shown in Table B. We will furnish these rates to you upon request.

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ANNUITY PAYOUT PLANS
You may choose an annuity payout plan by giving us written instructions at least 30 days before the annuitization start date. Generally, you may select one of the Plans A through E below or another plan agreed to by us. Some of the annuity payout plans may not be available if you have selected the Income Assurer Benefit rider.

•	Plan A – Life annuity — no refund: We make monthly payouts until the annuitant’s death. Payouts end with the last payout before the annuitant’s death. We will not make any further payouts. This means that if the annuitant dies after we made only one monthly payout, we will not make any more payouts.

•	Plan B – Life annuity with five, ten, 15 or 20 years certain: (under the Income Assurer Benefit rider: you may select life annuity with ten or 20 years certain): We make monthly payouts for a guaranteed payout period of five, ten, 15 or 20 years that you elect. This election will determine the length of the payout period to the beneficiary if the annuitant should die before the elected period expires. We calculate the guaranteed payout period from the annuitization start date. If the annuitant outlives the elected guaranteed payout period, we will continue to make payouts until the annuitant’s death.

•	Plan C – Life annuity — installment refund: (not available under the Income Assurer Benefit rider): We make monthly payouts until the annuitant’s death, with our guarantee that payouts will continue for some period of time. We will make payouts for at least the number of months determined by dividing the amount applied under this option by the first monthly payout, whether or not the annuitant is living.

•	Plan D

–	Joint and last survivor life annuity — no refund: We make monthly payouts while both the annuitant and a joint annuitant are living. If either annuitant dies, we will continue to make monthly payouts at the full amount until the death of the surviving annuitant. Payouts end with the death of the second annuitant.

–	Joint and last survivor life annuity with 20 years certain: We make monthly annuity payouts during the lifetime of the annuitant and joint annuitant. When either the annuitant or joint annuitant dies, we will continue to make monthly payouts during the lifetime of the survivor. If the survivor dies before we have made payouts for 20 years, we continue to make payouts to the named beneficiary for the remainder of the 20-year period which begins when the first annuity payout is made.

•	Plan E – Payouts for a specified period: We make monthly payouts for a specific payout period of ten to 30 years that you elect (under the Income Assurer Benefit rider, you may elect a payout period of 20 years only). We will make payouts only for the number of years specified whether the annuitant is living or not. Depending on the selected time period, it is foreseeable that an annuitant can outlive the payout period selected. During the payout period, you can elect to have us determine the present value of any remaining variable payouts and pay it to you in a lump sum. (Exception: If you have an Income Assurer Benefit rider and elect this annuity payout plan based on the Guaranteed Income Benefit Base, a lump sum payout is unavailable.) We determine the present value of the remaining annuity payouts which are assumed to remain level at the amount of the payout that would have been made 7 days prior to the date we determine the present value. The discount rate we use in the calculation is 5.71% for the assumed investment return of 3.5% and 6.67% for the assumed investment return of 5.0%. (See “Charges — Surrender charge under Annuity Payout Plan E.”) A 10% IRS penalty tax could apply if you take a surrender. (See “Taxes.”).

•	Guaranteed Withdrawal Benefit Annuity Payout Option (available only under contracts with the SecureSource, Guarantor Withdrawal Benefit for Life or Guarantor Withdrawal Benefit riders): This fixed annuity payout option is an alternative to the above annuity payout plans. This option may not be available if the contract is a qualified annuity. For such contracts, this option will be available only if the guaranteed payment period is less than the life expectancy of the owner at the time the option becomes effective. Such life expectancy will be computed using a life expectancy table published by the IRS. Under this option, the amount payable each year will be equal to the remaining schedule of GBPs, but the total amount paid will not exceed the total RBA at the time you begin this fixed payout option (see “Optional Benefits — SecureSource Riders”, “Appendix I: Guarantor Withdrawal Benefit for Life Rider” or “Appendix J: Guarantor Withdrawal Benefit Rider”). The amount paid in the current contract year will be reduced for any prior withdrawals in that year. These annualized amounts will be paid in the frequency that you elect. The frequencies will be among those offered by us at the time but will be no less frequent than annually. If, at the death of the owner, total payouts have been made for less than the RBA, the remaining payouts will be paid to the beneficiary.

•	Remaining Benefit Annuity Payout Option (available only under contracts with the SecureSource 20 rider): This fixed annuity payout option is an alternative to the above annuity payout plans. This option may not be available if the contract is a qualified annuity. For such contracts, this option will be available only if the guaranteed payment period is less than the life expectancy of the owner at the time the option becomes effective. Such life expectancy will be computed using a life expectancy table published by the IRS. Under this option, the amount payable each year will be equal to the remaining schedule of GBPs, but the total amount paid will not exceed the total RBA at the time you begin this fixed payout option

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(see “Optional Benefits — SecureSource 20 Riders”). The amount paid in the current contract year will be reduced for any prior withdrawals in that year. These annualized amounts will be paid in monthly installments. If the monthly payment is less than $100, we have the right to change the frequency, but no less frequent than annually. If, at the death of the owner, total payouts have been made for less than the RBA, the remaining payouts will be paid to the beneficiary.

Annuity payout plan requirements for qualified annuities: If your contract is a qualified annuity, you have the responsibility for electing a payout plan under your contract that complies with applicable law. Your contract describes your payout plan options. The options will meet certain IRS regulations governing RMDs if the payout plan meets the incidental distribution benefit requirements, if any, and the payouts are made:

•	in equal or substantially equal payments over a period not longer than your life expectancy, or over the joint life expectancy of you and your designated beneficiary; or

•	over a period certain not longer than your life expectancy or over the joint life expectancy of you and your designated beneficiary.

For qualified and nonqualified contracts with the SecureSource Stages rider, on the annuitization start date you can choose one of the payout options available under the contract or an alternative fixed annuity payout option available under the rider. Under the rider’s payout option, the minimum amount payable shown in Table B will not apply, and you will receive the ALP provided by this rider until the later of the death of covered person (Joint Life: both covered spouses) or depletion of the PBG. If you choose to receive the ALP, the amount payable each year will be equal to the ALP on the annuitization start date. The amount paid in the current contract year will be reduced for any prior withdrawals in that year. These annualized amounts will be paid in monthly installments. If the monthly payment is less than $100, we have the right to change the frequency, but no less frequently than annually. If You choose to receive the ALP rather than a payout option available under the contract, all other contract features, rider features and charges terminate after the annuitization start date except for the principal back guarantee. You must select a payout plan as of the annuitization start date set forth in your contract.

If we do not receive instructions: You must give us written instructions for the annuity payouts at least 30 days before the annuitization start date. If you do not, we will make payouts under Plan B, with 120 monthly payouts guaranteed.

If monthly payouts would be less than $20: We will calculate the amount of monthly payouts at the time amounts are applied to an annuity payout plan. If the calculations show that monthly payouts would be less than $20, we have the right to pay the amount that would otherwise have been applied to a plan to the owner in a lump sum or to change the frequency of the payouts.

Death after annuity payouts begin: If you (Current Contract), or you or the annuitant (Original Contract) die after annuity payouts begin, we will pay any amount payable to the beneficiary as provided in the annuity payout plan in effect.

Taxes

Under current law, your contract has a tax-deferral feature. Generally, this means you do not pay income tax until there is a taxable distribution (or deemed distribution) from the contract. We will send a tax information reporting form for any year in which we made a taxable or reportable distribution according to our records.

NONQUALIFIED ANNUITIES
Generally, only the increase in the value of a non-qualified annuity contract over the investment in the contract is taxable. Certain exceptions apply. Federal tax law requires that all nonqualified deferred annuity contracts issued by the same company (and possibly its affiliates) to the same owner during a calendar year be taxed as a single, unified contract when distributions are taken from any one of those contracts.

Annuity payouts: Generally, unlike surrenders described below, the taxation of annuity payouts are subject to exclusion ratios, i.e. in most cases, a portion of each payout will be ordinary income and subject to tax, and a portion of each payout will be considered a return of part of your investment in the contract and will not be taxed. All amounts you receive after your investment in the contract is fully recovered will be subject to tax. Under Annuity Payout Plan A: Life annuity — no refund, where the annuitant dies before your investment in the contract is fully recovered, the remaining portion of the unrecovered investment may be available as a federal income tax deduction to the owner for the last taxable year. Under all other annuity payout plans, where the annuity payouts end before your investment in the contract is fully recovered, the remaining portion of the unrecovered investment may be available as a federal income tax deduction to the taxpayer for the tax year in which the payouts end. (See “The Annuity Payout Period — Annuity Payout Plans.”)

Beginning in 2011, federal tax law permits taxpayers to annuitize a portion of their nonqualified annuity while leaving the remaining balance to continue to grow tax-deferred. Under the new partial annuitization rules, the portion annuitized must be received as an annuity for a period of 10 years or more, or for the lives of one or more individuals. If this requirement is met,

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the annuitized portion and the tax-deferred balance will generally be treated as two separate contracts for income tax purposes only. If a contract is partially annuitized, the investment in the contract is allocated between the deferred and the annuitized portions on a pro rata basis.

Surrenders: Generally, if you surrender all or part of your nonqualified annuity before the annuitization start date, including surrenders under any optional withdrawal benefit rider, your surrender will be taxed to the extent that the contract value immediately before the withdrawal exceeds the investment in the contract. Different rules may apply if you exchange another contract into this contract.

You also may have to pay a 10% IRS penalty for surrenders of taxable income you make before reaching age 59 1/2 unless certain exceptions apply.

Withholding: If you receive taxable income as a result of an annuity payout or surrender, including surrenders under any optional withdrawal benefit rider, we may deduct federal, and in some cases state withholding against the payment. Any withholding represents a prepayment of your tax due for the year. You take credit for these amounts on your annual income tax return. As long as you have provided us with a valid Social Security Number or Taxpayer Identification Number, and you have a valid U.S. address, you may be able to elect not to have any withholding occur.

If the payment is part of an annuity payout plan, we generally compute the amount of federal income tax withholding using payroll tables. You may provide us with a statement of how many exemptions to use in calculating the withholding. If the distribution is any other type of payment (such as partial or full surrender) we compute federal income tax withholding using 10% of the taxable portion.

The federal income tax withholding requirements differ if we deliver payment outside the United States or you are a non-resident alien.

Some states also may impose income tax withholding requirements similar to the federal withholding described above. If this should be the case, we may deduct state income tax withholding from the payment.

Death benefits to beneficiaries: The death benefit under a nonqualified contract is not exempt from estate (federal or state) taxes. In addition, for income tax purposes, any amount your beneficiary receives that exceeds the investment in the contract is taxable as ordinary income to the beneficiary in the year he or she receives the payments. (See also “Benefits in Case of Death — If You Die Before the Annuitization Start Date”).

Net Investment Income Tax (also known as Medicare contribution tax): Effective for taxable years beginning on or after January 1, 2013, certain high-income individuals (as well as estates and trusts) are subject to a new 3.8% net investment income tax (as an addition to income taxes). For individuals, the 3.8% tax applies to the lesser of (1) the amount by which the taxpayer’s modified adjusted gross income exceeds $200,000 ($250,000 for married filing jointly and surviving spouses; $125,000 for married filing separately) or (2) the taxpayer’s “net investment income.” Net investment income includes taxable income from nonqualified annuities. Annuity holders are advised to consult their tax advisor regarding the possible implications of this additional tax.

Annuities owned by corporations, partnerships or irrevocable trusts: For nonqualified annuities, any annual increase in the value of annuities held by such entities (nonnatural persons) generally will be treated as ordinary income received during that year. However, if the trust was set up for the benefit of a natural person(s) only, the income may remain tax-deferred until withdrawn or paid out.

Penalties: If you receive amounts from your nonqualified annuity before reaching age 59 1/2, you may have to pay a 10% IRS penalty on the amount includable in your ordinary income. However, this penalty will not apply to any amount received:

•	because of your death or in the event of nonnatural ownership, the death of annuitant;

•	because you become disabled (as defined in the Code);

•	if the distribution is part of a series of substantially equal periodic payments, made at least annually, over your life or life expectancy (or joint lives or life expectancies of you and your beneficiary);

•	if it is allocable to an investment before Aug. 14, 1982; or

•	if annuity payouts are made under immediate annuities as defined by the Code.

Transfer of ownership: Generally, if you transfer ownership of a nonqualified annuity without receiving adequate consideration, the transfer may be taxed as a surrender for federal income tax purposes. If the transfer is a currently taxable event for income tax purposes, the original owner will be taxed on the amount of deferred earnings at the time of the transfer and also may be subject to the 10% IRS penalty discussed earlier. In this case, the new owner’s investment in the contract will be equal to the investment in the contract at the time of the transfer plus any earnings included in the original owner’s taxable income as a result of the transfer. In general, this rule does not apply to transfers between spouses or former spouses. Similar rules apply if you transfer ownership for full consideration. Please consult your tax advisor for further details.

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1035 Exchanges: Section 1035 of the Code permits nontaxable exchanges of certain insurance policies, endowment contracts, annuity contracts and qualified long-term care insurance contracts while providing for continued tax deferral of earnings. In addition, Section 1035 permits the carryover of the investment in the contract from the old policy or contract to the new policy or contract. In a 1035 exchange one policy or contract is exchanged for another policy or contract. The following are nontaxable exchanges: (1) the exchange of a life insurance policy for another life insurance policy or for an endowment, annuity or qualified long-term care insurance contract, (2) the exchange of an endowment contract for an annuity or qualified long-term care insurance contract, or for an endowment contract under which payments will begin no later than payments would have begun under the contract exchanged, (3) the exchange of an annuity contract for another annuity or for a qualified long-term care insurance contract, and (4) the exchange of a qualified long-term care insurance contract for a qualified long-term care insurance contract. Additionally, other tax rules apply. However, if the life insurance policy has an outstanding loan, there may be tax consequences. Depending on the issue date of your original policy or contract, there may be tax or other benefits that are given up to gain the benefits of the new policy or contract. Consider whether the features and benefits of the new policy or contract outweigh any tax or other benefits of the old contract.

For a partial exchange of an annuity contract for another annuity contract, the 1035 exchange is generally tax-free. The investment in the original contract and the earnings on the contract will be allocated proportionately between the original and new contracts. However, per IRS Revenue Procedure 2011-38, if withdrawals are taken from either contract within the 180-day period following an exchange, the IRS will apply general tax principles to determine the appropriate tax treatment of the exchange and subsequent withdrawal. As a result, there may be unexpected tax consequences. You should consult your tax advisor before taking any withdrawal from either contract during the 180-day period following a partial exchange. Different IRS limitations on withdrawals apply to partial exchanges completed prior to October 24, 2011.

Assignment: If you assign or pledge your contract as collateral for a loan, earnings on purchase payments you made after Aug. 13, 1982 will be taxed as a deemed distribution and you may have to pay a 10% IRS penalty.

QUALIFIED ANNUITIES
Adverse tax consequences may result if you do not ensure that contributions, distributions and other transactions under the contract comply with the law. Qualified annuities have minimum distribution rules that govern the timing and amount of distributions. You should refer to your retirement plan’s Summary Plan Description, your IRA disclosure statement, or consult a tax advisor for additional information about the distribution rules applicable to your situation.

When you use your contract to fund a retirement plan or IRA that is already tax-deferred under the Code, the contract will not provide any necessary or additional tax deferral. If your contract is used to fund an employer sponsored plan, your right to benefits may be subject to the terms and conditions of the plan regardless of the terms of the contract.

Annuity payouts: Under a qualified annuity, except a Roth IRA, Roth 401(k) or Roth 403(b), the entire payout generally is includable as ordinary income and is subject to tax unless: (1) the contract is an IRA to which you made non-deductible contributions; or (2) you rolled after-tax dollars from a retirement plan into your IRA; or (3) the contract is used to fund a retirement plan and you or your employer have contributed after-tax dollars.

Annuity payouts from Roth IRAs: In general, the entire payout from a Roth IRA can be free from income and penalty taxes if you have attained age 59 1/2 and meet the five year holding period.

Surrenders: Under a qualified annuity, except a Roth IRA, Roth 401(k) or Roth 403(b), the entire surrender will generally be includable as ordinary income and is subject to tax unless: (1) the contract is an IRA to which you made non-deductible contributions; or (2) you rolled after-tax dollars from a retirement plan into your IRA; or (3) the contract is used to fund a retirement plan and you or your employer have contributed after-tax dollars.

Surrenders from Roth IRAs: In general, the entire payout from a Roth IRA can be free from income and penalty taxes if you have attained age 59 1/2 and meet the five year holding period.

Required Minimum Distributions: Retirement plans (except for Roth IRAs) are subject to required surrenders called required minimum distributions (“RMDs”) beginning at age 70 1/2. RMDs are based on the fair market value of your contract at year-end divided by the life expectancy factor. Certain death benefits and optional riders may be considered in determining the fair market value of your contract for RMD purposes. This may cause your RMD to be higher. Inherited IRAs (including inherited Roth IRAs) are subject to special required minimum distribution rules. You should consult your tax advisor prior to making a purchase for an explanation of the potential tax implications to you.

Withholding for IRAs, Roth IRAs, SEPs and SIMPLE IRAs: If you receive taxable income as a result of an annuity payout or a surrender, including surrenders under any optional withdrawal benefit rider, we may deduct withholding against the payment. Any withholding represents a prepayment of your tax due for the year. You take credit for these amounts on your annual income tax return. As long as you have provided us with a valid Social Security Number or Taxpayer Identification Number, you can elect not to have any withholding occur.

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If the payment is part of an annuity payout plan, we generally compute the amount of federal income tax withholding using payroll tables. You may provide us with a statement of how many exemptions to use in calculating the withholding. If the distribution is any other type of payment (such as a partial or full surrender) we compute federal income tax withholding using 10% of the taxable portion.

The federal income tax withholding requirements differ if we deliver payment outside the United States or you are a non-resident alien.

Some states also may impose income tax withholding requirements similar to the federal withholding described above. If this should be the case, we may deduct state income tax withholding from the payment.

Withholding for all other qualified annuities: If you receive directly all or part of the contract value from a qualified annuity, mandatory 20% federal income tax withholding (and possibly state income tax withholding) generally will be imposed at the time the payout is made from the plan. Any withholding represents a prepayment of your tax due for the year. You take credit for these amounts on your annual income tax return. This mandatory withholding will not be imposed if instead of receiving the distribution check, you elect to have the distribution rolled over directly to an IRA or another eligible plan. Payments made to a surviving spouse instead of being directly rolled over to an IRA are also subject to mandatory 20% income tax withholding.

In the below situations, the distribution is subject to an optional 10% withholding instead of the mandatory 20% withholding. We will withhold 10% of the distribution amount unless you elect otherwise.

•	the payout is one in a series of substantially equal periodic payouts, made at least annually, over your life or life expectancy (or the joint lives or life expectancies of you and your designated beneficiary) or over a specified period of 10 years or more;

•	the payout is a RMD as defined under the Code;

•	the payout is made on account of an eligible hardship; or

•	the payout is a corrective distribution.

State withholding also may be imposed on taxable distributions.

Penalties: If you receive amounts from your qualified contract before reaching age 59 1/2, you may have to pay a 10% IRS penalty on the amount includable in your ordinary income. However, this penalty generally will not apply to any amount received:

•	because of your death;

•	because you become disabled (as defined in the Code);

•	if the distribution is part of a series of substantially equal periodic payments made at least annually, over your life or life expectancy (or joint lives or life expectancies of you and your beneficiary);

•	if the distribution is made following severance from employment during the calendar year in which you attain age 55 (TSAs and annuities funding 401(a) plans only);

•	to pay certain medical or education expenses (IRAs only); or

•	if the distribution is made from an inherited IRA.

Death benefits to beneficiaries: The entire death benefit generally is taxable as ordinary income to the beneficiary in the year he/she receives the payments from the qualified annuity. If you made non-deductible contributions to a traditional IRA, the portion of any distribution from the contract that represents after-tax contributions is not taxable as ordinary income to your beneficiary. You are responsible for keeping all records tracking your non-deductible contributions to an IRA. Death benefits under a Roth IRA generally are not taxable as ordinary income to the beneficiary if certain distribution requirements are met. (See also “Benefits in Case of Death — If you Die Before the Annuitization Start Date”).

Change of retirement plan type: IRS regulations allow for rollovers of certain retirement plan distributions. In some circumstances, you may be able to have an intra-contract rollover, keeping the same features and conditions. If the annuity contract you have does not support an intra-contract rollover, you are able to request an IRS approved rollover to another annuity contract or other investment product that you choose. If you choose another annuity contract or investment product, you will be subject to new rules, including a new surrender charge schedule for an annuity contract, or other product rules as applicable.

Assignment: You may not assign or pledge your qualified contract as collateral for a loan.

OTHER
Special considerations if you select any optional rider: As of the date of this prospectus, we believe that charges related to these riders are not subject to current taxation. Therefore, we will not report these charges as partial surrenders from your

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contract. However, the IRS may determine that these charges should be treated as partial surrenders subject to taxation to the extent of any gain as well as the 10% tax penalty for surrenders before the age of 59 1/2, if applicable.

We reserve the right to report charges for these riders as partial surrenders if we, as a withholding and reporting agent, believe that we are required to report them. In addition, we will report any benefits attributable to these riders on your death (Current Contract), or your or the annuitant’s death (Original Contract) as an annuity death benefit distribution, not as proceeds from life insurance.

Important: Our discussion of federal tax laws is based upon our understanding of current interpretations of these laws. Federal tax laws or current interpretations of them may change. For this reason and because tax consequences are complex and highly individual and cannot always be anticipated, you should consult a tax advisor if you have any questions about taxation of your contract.

RiverSource Life’s tax status: We are taxed as a life insurance company under the Code. For federal income tax purposes, the subaccounts are considered a part of our company, although their operations are treated separately in accounting and financial statements. Investment income is reinvested in the fund in which each subaccount invests and becomes part of that subaccount’s value. This investment income, including realized capital gains, is not subject to any withholding for federal or state income taxes. We reserve the right to make such a charge in the future if there is a change in the tax treatment of variable annuities or in our tax status as we then understand it.

Tax qualification: We intend that the contract qualify as an annuity for federal income tax purposes. To that end, the provisions of the contract are to be interpreted to ensure or maintain such tax qualification, in spite of any other provisions of the contract. We reserve the right to amend the contract to reflect any clarifications that may be needed or are appropriate to maintain such qualification or to conform the contract to any applicable changes in the tax qualification requirements. We will send you a copy of any amendments.

Spousal status: Under the Code, spousal continuation and certain distribution options are available only to a person who is defined as a “spouse” under the Federal Defense of Marriage Act or other applicable Federal law. All contract provisions will be interpreted and administered in accordance with the requirements of the Code. Therefore, under current Federal law, if you are in the civil union or you are contemplating a civil union or same-sex marriage, you should note that the favorable tax treatment afforded under Federal law would not be available to the same-sex partner or same-sex spouse. Same-sex partners or spouses who own or are considering the purchase of annuity products that provide benefits based upon status as a spouse should consult a tax adviser.

Voting Rights

As a contract owner with investments in the subaccounts, you may vote on important fund policies until annuity payouts begin. Once they begin, the person receiving them has voting rights. We will vote fund shares according to the instructions of the person with voting rights.

Before annuity payouts begin, the number of votes you have is determined by applying your percentage interest in each subaccount to the total number of votes allowed to the subaccount.

After annuity payouts begin, the number of votes you have is equal to:

•	the reserve held in each subaccount for your contract; divided by

•	the net asset value of one share of the applicable fund.

As we make annuity payouts, the reserve for the contract decreases; therefore, the number of votes also will decrease.

We calculate votes separately for each subaccount. We will send notice of shareholders’ meetings, proxy materials and a statement of the number of votes to which the voter is entitled. We will vote shares for which we have not received instructions in the same proportion as the votes for which we received instructions. We also will vote the shares for which we have voting rights in the same proportion as the votes for which we received instructions.

Substitution of Investments

We may substitute the funds in which the subaccounts invest if:

•	laws or regulations change;

•	the existing funds become unavailable; or

•	in our judgment, the funds no longer are suitable (or are not the most suitable) for the subaccounts.

If any of these situations occur, and if we believe it is in the best interest of persons having voting rights under the contract, we have the right to substitute a fund currently listed in this prospectus (existing fund) for another fund (new fund). The new

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fund may have higher fees and/or operating expenses than the existing fund. Also, the new fund may have investment objectives and policies and/or investment advisers which differ from the existing fund.

We may also:

•	add new subaccounts;

•	combine any two or more subaccounts;

•	transfer assets to and from the subaccounts or the variable account; and

•	eliminate or close any subaccounts.

We will notify you of any substitution or change. If we notify you that a subaccount will be eliminated or closed, you will have a certain period of time to tell us where to reallocate purchase payments or contract value currently allocated to that subaccount. If we do not receive your reallocation instructions by the due date, we automatically will reallocate to the subaccount investing in the Columbia Variable Portfolio — Cash Management Fund (Class 3). You may then transfer this reallocated amount in accordance with the transfer provisions of your contract (see “Transferring Between Accounts” above).

In the event of substitution or any of these changes, we may amend the contract and take whatever action is necessary and appropriate without your consent or approval. However, we will not make any substitution or change without the necessary approval of the SEC and state insurance departments.

About the Service Providers

PRINCIPAL UNDERWRITER
RiverSource Distributors, Inc. (RiverSource Distributors), our affiliate, serves as the principal underwriter and general distributor of the contract. Its offices are located at 70100 Ameriprise Financial Center, Minneapolis, MN 55474. RiverSource Distributors is a wholly-owned subsidiary of Ameriprise Financial, Inc.

Sales of the Contract

•	Only securities broker-dealers (“selling firms”) registered with the SEC and members of the FINRA may sell the contract.

•	The contracts are continuously offered to the public through authorized selling firms. We and RiverSource Distributors have a sales agreement with the selling firm. The sales agreement authorizes the selling firm to offer the contracts to the public. RiverSource Distributors pays the selling firm (or an affiliated insurance agency) for contracts its investment professional sell. The selling firm may be required to return sales commissions under certain circumstances including but not limited to when contracts are returned under the free look period.

•	The contract is offered to customers of various financial institutions, brokerage firms and their affiliate insurance agencies. No financial institution, brokerage firm or insurance agency has any legal responsibility to pay amounts that are owed under the contract. The obligations and guarantees under the contract are our sole responsibility.

Payments We Make to Selling Firms

•	We may use compensation plans which vary by selling firm. For example, some of these plans pay selling firms a commission of up to 8.00% each time a purchase payment is made. We may also pay ongoing trail commissions of up to 1.25% of the contract value. We do not pay or withhold payment of trail commissions based on which investment options you select.

•	We may pay selling firms an additional sales commission of up to 1.00% of purchase payments for a period of time we select. For example, we may offer to pay an additional sales commission to get selling firms to market a new or enhanced contract or to increase sales during the period.

•	In addition to commissions, we may, in order to promote sales of the contracts, and as permitted by applicable laws and regulation, pay or provide selling firms with other promotional incentives in cash, credit or other compensation. We may offer these promotional incentives to all selling firms. The terms of such arrangements differ between selling firms. These promotional incentives may include but are not limited to:

•	sponsorship of marketing, educational, due diligence and compliance meetings and conferences we or the selling firm may conduct for investment professionals, including subsidy of travel, meal, lodging, entertainment and other expenses related to these meetings;

•	marketing support related to sales of the contract including for example, the creation of marketing materials, advertising and newsletters;

•	providing service to contract owners; and

•	funding other events sponsored by a selling firm that may encourage the selling firm’s investment professionals to sell the contract.

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These promotional incentives or reimbursements may be calculated as a percentage of the selling firm’s aggregate, net or anticipated sales and/or total assets attributable to sales of the contract, and/or may be a fixed dollar amount. As noted below this additional compensation may cause the selling firm and its investment professionals to favor the contracts.

Sources of Payments to Selling Firms
We pay the commissions and other compensation described above from our assets. Our assets may include:

•	revenues we receive from fees and expenses that you will pay when buying, owning and making a surrender from the contract (see “Expense Summary”);

•	compensation we or an affiliate receive from the underlying funds in the form of distribution and services fees (see “The Variable Account and the Funds — The Funds”);

•	compensation we or an affiliate receive from a fund’s investment adviser, subadviser, distributor or an affiliate of any of these (see “The Variable Account and the Funds — The Funds”); and

•	revenues we receive from other contracts we sell that are not securities and other businesses we conduct.

You do not directly pay the commissions and other compensation described above as the result of a specific charge or deduction under the contract. However, you may pay part or all of the commissions and other compensation described above indirectly through:

•	fees and expenses we collect from contract owners, including surrender charges; and

•	fees and expenses charged by the underlying subaccount funds in which you invest, to the extent we or one of our affiliates receive revenue from the funds or an affiliated person.

Potential Conflicts of Interest
Compensation payment arrangements with selling firms can potentially:

•	give selling firms a heightened financial incentive to sell the contract offered in this prospectus over another investment with lower compensation to the selling firm.

•	cause selling firms to encourage their investment professionals to sell you the contract offered in this prospectus instead of selling you other alternative investments that may result in lower compensation to the selling firm.

•	cause selling firms to grant us access to its investment professionals to promote sales of the contract offered in this prospectus, while denying that access to other firms offering similar contracts or other alternative investments which may pay lower compensation to the selling firm.

Payments to Investment Professionals

•	The selling firm pays its investment professionals. The selling firm decides the compensation and benefits it will pay its investment professionals.

•	To inform yourself of any potential conflicts of interest, ask the investment professional before you buy, how the selling firm and its investment professionals are being compensated and the amount of the compensation that each will receive if you buy the contract.

ISSUER
RiverSource Life issues the contracts. We are located at 70100 Ameriprise Financial Center, Minneapolis, MN 55474 and are a wholly-owned subsidiary of Ameriprise Financial, Inc.

We conduct a conventional life insurance business. We are licensed to do business in 49 states, the District of Columbia and American Samoa. Our primary products currently include fixed and variable annuity contracts and life insurance policies.

LEGAL PROCEEDINGS
Life insurance companies have been the subject of increasing regulatory, legislative and judicial scrutiny. Numerous state and federal regulatory agencies have commenced examinations and other inquiries of insurance companies regarding sales and marketing practices (including sales to older consumers and disclosure practices), claims handling, and unclaimed property and escheatment practices and procedures. With regard to an industry-wide investigation of unclaimed property and escheatment practices and procedures, RiverSource Life is responding to regulatory audits, market conduct examinations and other inquiries (including inquiries from the State of Minnesota). RiverSource Life has cooperated with and will continue to cooperate with the applicable regulators regarding their inquiries.

RiverSource Life is involved in the normal course of business in a number of other legal and arbitration proceedings concerning matters arising in connection with the conduct of its business activities. RiverSource Life believes that it is not a party to, nor are any of its properties the subject of, any pending legal, arbitration or regulatory proceedings that would have a material adverse effect on its consolidated financial condition, results of operations or liquidity. However, it is possible that the

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outcome of any such proceedings could have a material adverse impact on results of operations in any particular reporting period as the proceedings are resolved.

Additional Information

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
RiverSource Life is incorporating by reference in this prospectus information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information that we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC automatically will update and supersede this information. The Annual Report on Form 10-K of RiverSource Life Insurance Company for the year ended December 31, 2012, File No. 33-28976, that we previously filed with the SEC under the Securities Exchange Act of 1934 (1934 Act) is incorporated by reference into this prospectus, as well as all of our subsequent annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC under the 1934 Act. To access this document, see “SEC Filings” under “Investors Relations” on our website at www.ameriprise.com.

RiverSource Life will furnish you without charge a copy of any or all of the documents incorporated by reference into this prospectus, including any exhibits to such documents which have been specifically incorporated by reference. We will do so upon receipt of your written or oral request. You can contact RiverSource Life at the telephone number and address listed on the first page of this prospectus.

AVAILABLE INFORMATION
This prospectus is part of a registration statement we file with the SEC. Additional information on RiverSource Life and on this offering is available in the registration statement. You can obtain copies of these materials at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. In addition to this prospectus, the SAI and information about the contract, information incorporated by reference is available on the EDGAR Database on the SEC’s Internet site at (http://www.sec.gov).

INDEMNIFICATION
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (Securities Act) may be permitted to directors and officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS 95

APPENDICES

Table of Contents and Cross-Reference Table

APPENDIX NAME	PAGE #	CROSS-REFERENCE	PAGE #

Appendix A: Example — Market Value Adjustment (MVA)	p. 97	Guarantee Period Accounts (GPAs)	p. 32
Appendix B: Example — Surrender Charges	p. 99	Charges — Surrender Charge	p. 42
Appendix C: Example — Death Benefits	p. 108	Benefits in Case of Death	p. 64
Appendix D: Example — SecureSource Series of Riders	p. 114	Optional Living Benefits	p. 72
Appendix E: SecureSource Series of Riders — Additional RMD Disclosure	p. 122	Optional Living Benefits	p. 72
Appendix F: Example — Benefit Protector Death Benefit Rider	p. 124	Optional Benefits — Benefit Protector Death Benefit Rider	p. 84
Appendix G: Example — Benefit Protector Plus Death Benefit Rider	p. 126	Optional Benefits — Benefit Protector Plus Death Benefit Rider	p. 85
Appendix H: Asset Allocation Program for Contracts with Applications Signed Before May 1, 2006	p. 128	N/A
Appendix I: Guarantor Withdrawal Benefit for Life Rider Disclosure	p. 129	N/A
Appendix J: Guarantor Withdrawal Benefit Rider Disclosure	p. 141	N/A
Appendix K: Income Assurer Benefit Riders	p. 149	N/A
Appendix L: Example — Accumulation Protector Benefit Rider	p. 158	Optional Living Benefits	p. 72
Appendix M: SecureSource Rider Disclosure	p. 159	N/A
Appendix N: SecureSource 20 Rider Disclosure	p. 172	N/A
Appendix O: SecureSource Stages Rider Disclosure	p. 186	N/A
Appendix P: Condensed Financial Information (Unaudited)	p. 196	Condensed Financial Information	p. 17

The purpose of these appendices is first to illustrate the operation of various contract features and riders; second, to provide additional disclosure regarding various contract features and riders; and lastly, to provide condensed financial history (unaudited) of the subaccounts.

In order to demonstrate the contract features and riders, an example may show hypothetical contract values. These contract values do not represent past or future performance. Actual contract values may be more or less than those shown and will depend on a number of factors, including but not limited to the investment experience of the subaccounts, GPAs, Special DCA fixed account (Current Contract), DCA fixed account (Original Contract), regular fixed account (Current Contract), and one-year fixed account (Original Contract) and the fees and charges that apply to your contract.

The examples of death benefits and optional riders in appendices include a partial surrender to illustrate the effect of a partial surrender on the particular benefit. These examples are intended to show how the optional riders operate, and do not take into account whether the rider is part of a qualified contract. Qualified contracts are subject to required minimum distributions at certain ages which may require you to take partial surrenders from the contract (see “Taxes — Qualified Annuities — Required Minimum Distributions”). If you are considering the addition of certain death benefits and/or optional riders to a qualified contract, you should consult your tax advisor prior to making a purchase for an explanation of the potential tax implications to you.

 96  RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS

Appendix A: Example — Market Value Adjustment (MVA)

As the examples below demonstrate, the application of an MVA may result in either a gain or a loss of principal. We refer to all of the transactions described below as “early surrenders.”

Assumptions:

•	You purchase a contract and allocate part of your purchase payment to the ten-year GPA; and

•	we guarantee an interest rate of 3.0% annually for your ten-year guarantee period; and

•	after three years, you decide to make a surrender from your GPA. In other words, there are seven years left in your guarantee period.

Remember that the MVA depends partly on the interest rate of a new GPA for the same number of years as the guarantee period remaining on your GPA. In this case, that is seven years.

Example 1: Remember that your GPA is earning 3.0%. Assume at the time of your surrender new GPAs that we offer with a seven-year guarantee period are earning 3.5%. We add 0.10% to the 3.5% rate to get 3.6%. Your GPA’s 3.0% rate is less than the 3.6% rate and, so the MVA will be negative.

Example 2: Remember again that your GPA is earning 3.0%, and assume that new GPAs that we offer with a seven-year guarantee period are earning 2.5%. We add 0.10% to the 2.5% rate to get 2.6%. In this example, since your GPA’s 3.0% rate is greater than the 2.6% rate, the MVA will be positive. To determine that adjustment precisely, you will have to use the formula described below.

Sample MVA Calculations
The precise MVA formula we apply is as follows:

Early surrender amount ×	[(	1 + i 1 + j + .001)	n/12	− 1 ]	= MVA

Where	i	=	rate earned in the GPA from which amounts are being transferred or surrendered.
	j	=	current rate for a new guarantee period equal to the remaining term in the current guarantee period.
	n	=	number of months remaining in the current guarantee period (rounded up).

Examples — MVA
Using assumptions similar to those we used in the examples above:

•	You purchase a contract and allocate part of your purchase payment to the ten-year GPA;

•	we guarantee an interest rate of 3.0% annually for your ten-year guarantee period; and

•	after three years, you decide to make a $1,000 surrender from your GPA. In other words, there are seven years left in your guarantee period.

Example 1: You request an early surrender of $1,000 from your ten-year GPA earning a guaranteed interest rate of 3.0%. Assume at the time of your surrender new GPAs that we offer with a seven-year guarantee period are earning 3.5%. Using the formula above, we determine the MVA as follows:

$1,000 ×	[(	1.030 1 + .035 + .001)	84/12	− 1]	= –$39.84

In this example, the MVA is a negative $39.84.

Example 2: You request an early surrender of $1,000 from your ten-year GPA earning a guaranteed interest rate of 3.0%. Assume at the time of your surrender new GPAs that we offer with a seven-year guarantee period are earning 2.5%. Using the formula above, we determine the MVA as follows:

$1,000 ×	[(	1.030 1 + .025 + .001)	84/12	− 1]	= $27.61

In this example, the MVA is a positive $27.61.

RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS 97

Please note that when you allocate your purchase payment to the ten-year GPA and your purchase payment is in its fourth year from receipt at the beginning of the guarantee period, your surrender charge percentage is 6%. (See “Charges — Surrender Charge.”) We do not apply MVAs to the amounts we deduct for surrender charges, so we would deduct the surrender charge from your early surrender after we applied the MVA. Also note that when you request an early surrender, we surrender an amount from your GPA that will give you the net amount you requested after we apply the MVA and any applicable surrender charge, unless you request otherwise.

The current interest rate we offer on the GPA will change periodically at our discretion. It is the rate we are then paying on purchase payments, renewals and transfers paid under this class of contracts for guarantee period durations equaling the remaining guarantee period of the GPA to which the formula is being applied.

 98  RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS

Appendix B: Example — Surrender Charges

Example — Surrender Charges

We determine your surrender charge by multiplying the amount of each purchase payment surrendered which could be subject to a surrender charge by the applicable surrender charge percentage, and then totaling the surrender charges. We calculate the amount of purchase payments surrendered (PPS) as:

Current Contract:
PPS	=	PPSC + PPF
PPSC	=	purchase payments surrendered that could be subject to a surrender charge
	=	(PS – FA) / (CV – FA) × (PP – PPF)
PPF	=	purchase payments surrendered that are not subject to a surrender charge
	=	FA – contract earnings, but not less than zero
PP	=	purchase payments not previously surrendered (total purchase payments – PPS from all previous surrenders)
PS	=	amount the contract value is reduced by the surrender
FA	=	total free amount = greater of contract earnings or 10% of prior anniversary’s contract value
CV	=	contract value prior to the surrender
Original Contract:
PPS	=	XSF + (ACV – XSF) / (CV – TFA) × (PPNPS – XSF)
XSF	=	10% of prior anniversary’s contract value – contract earnings, but not less than zero
ACV	=	amount the contract value is reduced by the surrender – contract earnings, but not less than zero
TFA	=	total free amount = greater of contract earnings or 10% of prior anniversary’s contract value
PPNPS	=	purchase payments not previously surrendered (total purchase payments – PPS from all previous surrenders)
CV	=	contract value prior to the surrender

When determining the surrender charge, contract earnings are defined as the contract value, including any positive or negative MVA on amounts being surrendered, less purchase payments not previously surrendered. We determine current contract earnings by looking at the entire contract value, not the earnings of any particular subaccount, GPA, the regular fixed account (Current Contract), the one-year fixed account (Original Contract), the Special DCA fixed account (Current Contract) or the DCA fixed account (Original Contract). If the contract value is less than purchase payments received and not previously surrendered, then contract earnings are zero.

The examples below show how the surrender charge for a full and partial surrender is calculated for a contract with a seven-year surrender charge schedule. Each example illustrates the amount of the surrender charge for both a contract that experiences gains and a contract that experiences losses, given the same set of assumptions.

RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS 99

Current Contract: Full surrender charge calculation — seven-year surrender charge schedule:

This is an example of how we calculate the surrender charge on a contract with a seven-year (from the date of each purchase payment) surrender charge schedule and the following history:

Assumptions:

•	We receive a single $50,000 purchase payment;

•	During the fourth contract year you surrender the contract for its total value. The surrender charge percentage in the fourth year after a purchase payment is 6.0%; and

•	You have made no prior surrenders.

We will look at two situations, one where the contract has a gain and another where there is a loss:

		Contract with Gain	Contract with Loss
	Contract value just prior to surrender:	$60,000.00	$40,000.00
	Contract value on prior anniversary:	58,000.00	42,000.00

We calculate the surrender charge as follows:

Step 1.	First, we determine the amount of earnings available in the contract at the time of surrender as:
	Contract value just prior to surrender (CV):	60,000.00	40,000.00
	Less purchase payments received and not previously surrendered (PP):	50.000.00	50.000.00

	Earnings in the contract (but not less than zero):	10,000.00	0.00

Step 2.	Next, we determine the total free amount (FA) available in the contract as the greatest of the following values:
	Earnings in the contract:	10,000.00	0.00
	10% of the prior anniversary’s contract value:	5,800.00	4,200.00

	FA (but not less than zero):	10,000.00	4,200.00

Step 3.	Next we determine PPF, the amount by which the total free amount (FA) exceeds earnings.
	Total free amount (FA):	10,000.00	4,200.00
	Less earnings in the contract:	10,000.00	0.00

	PPF (but not less than zero):	0.00	4,200.00

Step 4.	Next we determine PS, the amount by which the contract value is reduced by the surrender.
	PS:	60,000.00	40,000.00

Step 5.	Now we can determine how much of the PP is being surrendered (PPS) as follows:
	PPS = PPF + PPSC = PPF + (PS − FA) / (CV − FA) * (PP − PPF)
	PPF from Step 3 =	0.00	4,200.00
	PS from Step 4 =	60,000.00	40,000.00
	CV from Step 1 =	60,000.00	40,000.00
	FA from Step 2 =	10,000.00	4,200.00
	PP from Step 1 =	50,000.00	50,000.00

	PPS =	50,000.00	50,000.00

 100  RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS

		Contract with Gain	Contract with Loss
Step 6.	We then calculate the surrender charge as a percentage of PPS. Note that for a contract with a loss, PPS may be greater than the amount you request to surrender:
	PPS:	50,000.00	50,000.00
	less PPF:	0.00	4,200.00

	PPSC = amount of PPS subject to a surrender charge:	50,000.00	45,800.00
	multiplied by the surrender charge rate:	x 6.0%	x 6.0%

	surrender charge:	3,000.00	2,748.00

Step 7.	The dollar amount you will receive as a result of your full surrender is determined as:
	Contract value surrendered:	60,000.00	40,000.00
	Surrender charge:	(3,000.00)	(2,748.00)
	Contract charge (assessed upon full surrender):	(40.00)	(40.00)

	Net full surrender proceeds:	$56,960.00	$37,212.00

RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS 101

Current Contract: Partial surrender charge calculation — seven-year surrender charge schedule:

This is an example of how we calculate the surrender charge on a contract with a seven-year (from the date of each purchase payment) surrender charge schedule and the following history:

Assumptions:

•	We receive a single $50,000 purchase payment;

•	During the fourth contract year you request a net partial surrender of $15,000.00. The surrender charge percentage in the fourth year after a purchase payment is 6.0%; and

•	You have made no prior surrenders.

We will look at two situations, one where the contract has a gain and another where there is a loss:

		Contract with Gain	Contract with Loss

	Contract value just prior to surrender:	$60,000.00	$40,000.00
	Contract value on prior anniversary:	58,000.00	42,000.00

We determine the amount of contract value that must be surrendered in order for the net partial surrender proceeds to match the amount requested. We start with an estimate of the amount of contract value to surrender and calculate the resulting surrender charge and net partial surrender proceeds as illustrated below. We then adjust our estimate and repeat until we determine the amount of contract value to surrender that generates the desired net partial surrender proceeds.
We calculate the surrender charge for each estimate as follows:

Step 1.	First, we determine the amount of earnings available in the contract at the time of surrender as:
	Contract value just prior to surrender (CV):	60,000.00	40,000.00
	Less purchase payments received and not previously surrendered (PP):	50,000.00	50,000.00

	Earnings in the contract (but not less than zero):	10,000.00	0.00
Step 2.	Next, we determine the total free amount (FA) available in the contract as the greatest of the following values:
	Earnings in the contract:	10,000.00	0.00
	10% of the prior anniversary’s contract value:	5,800.00	4,200.00

	FA (but not less than zero):	10,000.00	4,200.00
Step 3.	Next we determine PPF, the amount by which the total free amount (FA) exceeds earnings
	Total free amount (FA):	10,000.00	4,200.00
	Less earnings in the contract:	10,000.00	0.00

	PPF (but not less than zero):	0.00	4,200.00
Step 4.	Next we determine PS, the amount by which the contract value is reduced by the surrender PS (determined by iterative process described above):	15,319.15	15,897.93
Step 5.	Now we can determine how much of the PP is being surrendered (PPS) as follows:
	PPS = PPF + PPSC = PPF + (PS – FA) / (CV – FA) * (PP – PPF)
	PPF from Step 3 =	0.00	4,200.00
	PS from Step 4 =	15,319.15	15,897.93
	CV from Step 1 =	60,000.00	40,000.00
	FA from Step 2 =	10,000.00	4,200.00
	PP from Step 1 =	50,000.00	50,000.00

	PPS =	5,319.15	19,165.51

 102  RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS

		Contract with Gain	Contract with Loss

Step 6.	We then calculate the surrender charge as a percentage of PPS. Note that for a contract with a loss, PPS may be greater than the amount you request to surrender:
	PPS:	5,319.15	19,165.51
	less PPF:	0.00	4,200.00

	PPSC = amount of PPS subject to a surrender charge:	5,319.15	14,965.51
	multiplied by the surrender charge rate:	x 6.0%	x 6.0%

	surrender charge:	319.15	897.93

Step 7.	The dollar amount you will receive as a result of your partial surrender is determined as:
	Contract value surrendered:	15,319.15	15,897.93
	Surrender charge:	(319.15)	(897.93)

	Net partial surrender proceeds:	$15,000.00	$15,000.00

RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS 103

Original Contract:

Full surrender charge calculation — seven-year surrender charge schedule:

This is an example of how we calculate the surrender charge on a contract with a seven-year (from the date of each purchase payment) surrender charge schedule and the following history:

Assumptions:

•	We receive a single $50,000 purchase payment;

•	During the fourth contract year you surrender the contract for its total value. The surrender charge percentage in the fourth year after a purchase payment is 6.0%; and

•	You have made no prior surrenders.

We will look at two situations, one where the contract has a gain and another where there is a loss:

		Contract with Gain	Contract with Loss
	Contract value just prior to surrender:	60,000.00	40,000.00
	Contract value on prior anniversary:	58,000.00	42,000.00

We calculate the surrender charge as follows:

Step 1.	First, we determine the amount of earnings available in the contract at the time of surrender as:
	Contract value just prior to surrender (CV):	60,000.00	40,000.00
	Less purchase payments received and not previously surrendered (PPNPS):	50,000.00	50,000.00

	Earnings in the contract (but not less than zero):	10,000.00	0.00

Step 2.	Next, we determine the Total Free Amount (TFA) available in the contract as the greatest of the following values:
	Earnings in the contract:	10,000.00	0.00
	10% of the prior anniversary’s contract value:	5,800.00	4,200.00

	TFA (but not less than zero):	10,000.00	4,200.00

Step 3.	Next we determine ACV, the amount by which the contract value surrendered exceeds earnings.
	Contract value surrendered:	60,000.00	40,000.00
	Less earnings in the contract:	10,000.00	0.00

	ACV (but not less than zero):	50,000.00	40,000.00

Step 4.	Next we determine XSF, the amount by which 10% of the prior anniversary’s contract value exceeds earnings.
	10% of the prior anniversary’s contract value:	5,800.00	4,200.00
	Less earnings in the contract:	10,000.00	0.00

	XSF (but not less than zero):	0.00	4,200.00

Step 5.	Now we can determine how much of the PPNPS is being surrendered (PPS) as follows:
	PPS = XSF + (ACV − XSF) / (CV − TFA) × (PPNPS − XSF)
	XSF from Step 4 =	0.00	4,200.00
	ACV from Step 3 =	50,000.00	40,000.00
	CV from Step 1 =	60,000.00	40,000.00
	TFA from Step 2 =	10,000.00	4,200.00
	PPNPS from Step 1 =	50,000.00	50,000.00

	PPS =	50,000.00	50,000.00

 104  RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS

		Contract with Gain	Contract with Loss
Step 6.	We then calculate the surrender charge as a percentage of PPS. Note that for a contract with a loss, PPS may be greater than the amount you request to surrender:
	PPS:	50,000.00	50,000.00
	less XSF:	0.00	4,200.00

	amount of PPS subject to a surrender charge:	50,000.00	45,800.00
	multiplied by the surrender charge rate:	x 6.0%	x 6.0%

	surrender charge:	3,000.00	2,748.00

Step 7.	The dollar amount you will receive as a result of your full surrender is determined as:
	Contract value surrendered:	60,000.00	40,000.00
	Surrender charge:	(3,000.00)	(2,748.00)
	Contract charge (assessed upon full surrender):	(40.00)	(40.00)

	Net full surrender proceeds:	56,960.00	37,212.00

RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS 105

Original Contract:

Partial surrender charge calculation — seven-year surrender charge schedule:

This is an example of how we calculate the surrender charge on a contract with a seven-year (from the date of each purchase payment) surrender charge schedule and the following history:

Assumptions:

•	We receive a single $50,000 purchase payment;

•	During the fourth contract year you request a net partial surrender of $15,000.00. The surrender charge percentage in the fourth year after a purchase payment is 6.0%; and

•	You have made no prior surrenders.

We will look at two situations, one where the contract has a gain and another where there is a loss:

	Contract with Gain	Contract with Loss
Contract value just prior to surrender:	60,000.00	40,000.00
Contract value on prior anniversary:	58,000.00	42,000.00

We determine the amount of contract value that must be surrendered in order for the net partial surrender proceeds to match the amount requested. We start with an estimate of the amount of contract value to surrender and calculate the resulting surrender charge and net partial surrender proceeds as illustrated below. We then adjust our estimate and repeat until we determine the amount of contract value to surrender that generates the desired net partial surrender proceeds.

We calculate the surrender charge for each estimate as follows:

Step 1.	First, we determine the amount of earnings available in the contract at the time of surrender as:
	Contract value just prior to surrender (CV):	60,000.00	40,000.00
	Less purchase payments received and not previously surrendered (PPNPS):	50,000.00	50,000.00

	Earnings in the contract (but not less than zero):	10,000.00	0.00

Step 2.	Next, we determine the Total Free Amount (TFA) available in the contract as the greatest of the following values:
	Earnings in the contract:	10,000.00	0.00
	10% of the prior anniversary’s contract value:	5.800.00	4.200.00

	TFA (but not less than zero):	10,000.00	4,200.00

Step 3.	Next we determine ACV, the amount by which the contract value surrendered exceeds earnings.
	Contract value surrendered:	15,319.15	15,897.93
	Less earnings in the contract:	10,000.00	0.00

	ACV (but not less than zero):	5,319.15	15,897.93

Step 4.	Next we determine XSF, the amount by which 10% of the prior anniversary’s contract value exceeds earnings.
	10% of the prior anniversary’s contract value:	5,800.00	4,200.00
	Less earnings in the contract:	10,000.00	0.00

	XSF (but not less than zero):	0.00	4,200.00

 106  RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS

		Contract with Gain	Contract with Loss

Step 5.	Now we can determine how much of the PPNPS is being surrendered (PPS) as follows:

	PPS = XSF + (ACV − XSF) / (CV − TFA) * (PPNPS − XSF)

	XSF from Step 4 =	0.00	4,200.00
	ACV from Step 3 =	5,319.15	15,897.93
	CV from Step 1 =	60,000.00	40,000.00
	TFA from Step 2 =	10,000.00	4,200.00
	PPNPS from Step 1 =	50,000.00	50.000.00

	PPS =	5,319.15	19,165.51

Step 6.	We then calculate the surrender charge as a percentage of PPS. Note that for a contract with a loss, PPS may be greater than the amount you request to surrender:
	PPS:	5,319.15	19,165.51
	less XSF:	0.00	4,200.00

	amount of PPS subject to a surrender charge:	5,319.15	14,965.51
	multiplied by the surrender charge rate:	× 6.0%	× 6.0%

	surrender charge:	319.15	897.93
Step 7.	The dollar amount you will receive as a result of your partial surrender is determined as:
	Contract value surrendered:	15,319.15	15,897.93
	Surrender charge:	(319.15)	(897.93)

	Net partial surrender proceeds:	15,000.00	15,000.00

RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS 107

Appendix C: Example — Death Benefits

Current Contract:

Example — ROPP Death Benefit

Assumptions:

•	You purchase the contract with a payment of $20,000; and

•	on the first contract anniversary you make an additional purchase payment of $5,000; and

•	During the second contract year the contract value falls to $22,000 and you take a $1,500 (including surrender charge) partial surrender; and

•	During the third contract year the contract value grows to $23,000.

We calculate the ROPP Death Benefit as follows:
Contract value at death:	$23,000.00

Purchase payments minus adjusted partial surrenders:
Total purchase payments:	$25,000.00
minus adjusted partial surrenders calculated as:
$1,500 × $25,000 $22,000 =	–1,704.54

for a death benefit of:	$23,295.45

The ROPP Death Benefit, calculated as the greatest of these two values:	$23,295.45

Example — MAV Death Benefit

•	You purchase the contract with a payment of $25,000; and

•	on the first contract anniversary the contract value grows to $26,000; and

•	During the second contract year the contract value falls to $22,000, at which point you take a $1,500 (including surrender charge) partial surrender, leaving a contract value of $20,500.

We calculate the MAV Death Benefit, which is based on the greater of three values, as follows:
1. Contract value at death:	$20,500.00

2. Purchase payments minus adjusted partial surrenders:
Total purchase payments:	$25,000.00
minus adjusted partial surrenders, calculated as:
$1,500 × $25,000 $22,000 =	–1,704.55

for a death benefit of:	$23,295.45

3. The MAV immediately preceding the date of death:
Greatest of your contract anniversary values:	$26,000.00
plus purchase payments made since the prior anniversary:	+0.00
minus adjusted partial surrenders, calculated as:
$1,500 × $26,000 $22,000 =	–1,772.73

for a death benefit of:	$24,227.27

The MAV Death Benefit, calculated as the greatest of these three values, which is the MAV:	$24,227.27

 108  RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS

Example — 5% Accumulation Death Benefit

Assumptions:

•	You purchase the contract with a payment of $25,000 with $5,000 allocated to the regular fixed account and $20,000 allocated to the subaccounts; and

•	on the first contract anniversary the regular fixed account value is $5,200 and the subaccount value is $17,000. Total contract value is $23,200; and

•	During the second contract year the regular fixed account value is $5,300 and the subaccount value is $19,000. Total contract value is $24,300. You take a $1,500 (including surrender charge) partial surrender all from the subaccounts, leaving the contract value at $22,800.

The death benefit, which is based on the greatest of three values, is calculated as follows:
1. Contract value at death:	$22,800.00

2. Purchase payments minus adjusted partial surrenders:
Total purchase payments:	$25,000.00
minus adjusted partial surrenders, calculated as:
$1,500 × $25,000 $24,300 =	–1,543.21

for a death benefit of:	$23,456.79

3. The 5% accumulation death benefit floor:
The variable account floor on the first contract anniversary, calculated as: 1.05 x $20,000 =	$21,000.00
plus amounts allocated to the subaccounts since that anniversary:	+0.00
minus the 5% accumulation death benefit floor adjusted partial surrender from the subaccounts, calculated as:
$1,500 × $21,000 $19,000 =	1,657.89

variable account floor benefit:	$19,342.11
plus the regular fixed account value:	+5,300.00

5% accumulation death benefit floor (value of the regular fixed account and the variable account floor):	$24,642.11

The 5% Accumulation Death Benefit, calculated as the greatest of these three values, which is the 5% accumulation death benefit floor:	$24,642.11

RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS 109

Example — Enhanced Death Benefit

Assumptions:

•	You purchase the contract with a payment of $25,000 with $5,000 allocated to the regular fixed account and $20,000 allocated to the subaccounts; and

•	on the first contract anniversary the regular fixed account value is $5,200 and the subaccount value is $17,000. Total contract value is $23,200; and

•	During the second contract year the regular fixed account value is $5,300 and the subaccount value is $19,000. Total contract value is $24,300. You take a $1,500 (including surrender charge) partial surrender all from the subaccounts, leaving the contract value at $22,800.

The death benefit, which is based on the greatest of four values, is calculated as follows:
1. Contract value at death:	$22,800.00

2. Purchase payments minus adjusted partial surrenders:
Total purchase payments:	$25,000.00
minus adjusted partial surrenders, calculated as:
$1,500 × $25,000 $24,300 =	–1,543.21

for a death benefit of:	$23,456.79

3. The MAV on the anniversary immediately preceding the date of death:
The MAV on the immediately preceding anniversary:	$25,000.00
plus purchase payments made since that anniversary:	+0.00
minus adjusted partial surrenders made since that anniversary, calculated as:
$1,500 × $25,000 $24,300 =	–1,543.21

for a MAV Death Benefit of:	$23,456.79

4. The 5% accumulation death benefit floor:
The variable account floor on the first contract anniversary calculated as: 1.05 x $20,000 =	$21,000.00
plus amounts allocated to the subaccounts since that anniversary:	+0.00
minus the 5% accumulation death benefit floor adjusted partial surrender from the subaccounts, calculated as:
$1,500 × $21,000 $19,000 =	–1,657.89

variable account floor benefit:	$19,342.11
plus the regular fixed account value:	+5,300.00

5% accumulation death benefit floor (value of the regular fixed account and the variable account floor):	$24,642.11

Enhanced Death Benefit, calculated as the greatest of these four values, which is the 5% accumulation death benefit floor:	$24,642.11

 110  RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS

Original Contract:

Example — ROP Death Benefit

•	You purchase the contract with a payment of $20,000; and

•	on the first contract anniversary you make an additional purchase payment of $5,000; and

•	During the second contract year the contract value falls to $22,000 and you take a $1,500 (including surrender charge) partial surrender; and

•	During the third contract year the contract value grows to $23,000.

We calculate the ROP Death Benefit as follows:
Contract value at death:	$23,000.00

Purchase payments minus adjusted partial surrenders:
Total purchase payments:	$25,000.00
minus adjusted partial surrenders calculated as:
$1,500 × $25,000 $22,000 =	–1,704.55

for a death benefit of:	$23,295.45

The ROP Death Benefit, calculated as the greatest of these two values:	$23,295.45

Example — MAV Death Benefit

•	You purchase the contract with a payment of $25,000; and

•	on the first contract anniversary the contract value grows to $26,000; and

•	During the second contract year the contract value falls to $22,000, at which point you take a $1,500 (including surrender charge) partial surrender, leaving a contract value of $20,500.

We calculate the MAV Death Benefit, which is based on the greater of three values, as follows:
1. Contract value at death:	$20,500.00

2. Purchase payments minus adjusted partial surrenders:
Total purchase payments:	$25,000.00
minus adjusted partial surrenders, calculated as:
$1,500 × $25,000 $22,000 =	–1,704.55

for a death benefit of:	$23,295.45

3. The MAV immediately preceding the date of death:
Greatest of your contract anniversary values:	$26,000.00
plus purchase payments made since the prior anniversary:	+0.00
minus adjusted partial surrenders, calculated as:
$1,500 × $26,000 $22,000 =	–1,772.73

for a death benefit of:	$24,227.27

The MAV Death Benefit, calculated as the greatest of these three values, which is the MAV:	$24,227.27

RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS 111

Example — 5% Accumulation Death Benefit

Assumptions:

•	You purchase the contract with a payment of $25,000 with $5,000 allocated to the one-year fixed account and $20,000 allocated to the subaccounts; and

•	on the first contract anniversary, the one-year fixed account value is $5,200 and the subaccount value is $17,000. Total contract value is $23,200; and

•	During the second contract year the one-year fixed account value is $5,300 and the subaccount value is $19,000. Total contract value is $24,300. You take a $1,500 (including surrender charge) partial surrender all from the subaccounts, leaving the contract value at $22,800.

The death benefit, which is based on the greatest of three values, is calculated as follows:
1. Contract value at death:	$22,800.00

2. Purchase payments minus adjusted partial surrenders:
Total purchase payments:	$25,000.00
minus adjusted partial surrenders, calculated as:
$1,500 × $25,000 $24,300 =	–1,543.21

for a death benefit of:	$23,456.79

3. The 5% variable account floor:
The variable account floor on the first contract anniversary, calculated as: 1.05 × $20,000 =	$21,000.00
plus amounts allocated to the subaccounts since that anniversary:	+0.00
minus the 5% variable account floor adjusted partial surrenders from the subaccounts, calculated as:
$1,500 × $21,000 $19,000 =	–$1,657.89

variable account floor benefit:	$19,342.11
plus the one-year fixed account value:	+5,300.00

5% variable account floor (value of the one-year fixed account and the variable account floor):	$24,642.11

The 5% Accumulation Death Benefit, calculated as the greatest of these three values, which is the 5% variable account floor:	$24,642.11

 112  RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS

Example — Enhanced Death Benefit

Assumptions:

•	You purchase the contract with a payment of $25,000 with $5,000 allocated to the one-year fixed account and $20,000 allocated to the subaccounts; and

•	on the first contract anniversary, the one-year fixed account value is $5,200 and the subaccount value is $17,000. Total contract value is $23,200; and

•	During the second contract year, the one-year fixed account value is $5,300 and the subaccount value is $19,000. Total contract value is $24,300. You take a $1,500 (including surrender charge) partial surrender all from the subaccounts, leaving the contract value at $22,800.

The death benefit, which is based on the greatest of four values, is calculated as follows:
1. Contract value at death:	$22,800.00

2. Purchase payments minus adjusted partial surrenders:
Total purchase payments:	$25,000.00
minus adjusted partial surrenders, calculated as:
$1,500 × $25,000 $24,300 =	–1,543.21

for a death benefit of:	$23,456.79

3. The MAV on the anniversary immediately preceding the date of death:
The MAV on the immediately preceding anniversary:	$25,000.00
plus purchase payments made since that anniversary:	+0.00
minus adjusted partial surrenders made since that anniversary, calculated as:
$1,500 × $25,000 $24,300 =	–1,543.21

for a MAV Death Benefit of:	$23,456.79

4. The 5% variable account floor:
The variable account floor the first contract anniversary, calculated as:
1.05 × $20,000	$21,000.00
plus amounts allocated to the subaccounts since that anniversary:	+0.00
minus the 5% variable account floor adjusted partial surrender from the subaccounts, calculated as:
$1,500 × $21,000 $19,000 =	–$1,657.89

variable account floor benefit:	$19,342.11
plus the one-year fixed account value:	+5,300.00

5% variable account floor (value of the one-year fixed account and the variable account floor):	$24,642.11

Enhanced Death Benefit, calculated as the greatest of these four values, which is the 5% variable account floor:	$24,642.11

RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS 113

Appendix D: Example — SecureSource Series of Riders

SecureSource Stages 2 riders

EXAMPLE:

Assumptions:

•	You purchase the contract with a payment of $100,000 and make no additional payments to the contract.

•	You are the sole owner and also the annuitant. You (and your spouse for the joint benefit) are age 61.

•	Annual Step-ups are applied each anniversary when available, where the contract value is greater than the PBG and/or the BB. Applied annual step-ups are indicated in bold.

•	You elect the Moderate investment option at issue.

			Hypothetical
Contract			Assumed				Benefit							Lifetime
Duration	Purchase	Partial	Contract				Determining							Payment
in Years	Payments	Withdrawals	Value	BB		WAB	Percentage	PBG		ALP		RALP		Percent

At Issue	$100,000	NA	$100,000	$100,000		$100,000	0.0%	$100,000		$4,000		$4,000	(1)	4%

1	0	0	98,000	108,000		108,000	9.3%	108,000		5,400		5,400	(2)	5%

2	0	0	105,000	114,000		114,000	7.9%	105,000		5,700		5,700		5%

3	0	0	118,000	120,000		120,000	1.7%	118,000		6,000		6,000		5%

3.5	0	6,000	112,000	120,000		113,898	1.7%	112,000		6,000		0		5%

4	0	0	115,000	120,000		115,000	0.0%	115,000		6,000		6,000		5%

5	0	0	130,000	130,000		130,000	0.0%	130,000		7,800	(3)	7,800	(3)	6	%(3)

6	0	0	110,000	130,000		130,000	15.4%	130,000		7,800		7,800		6%

7	0	0	100,000	130,000		130,000	23.1%	130,000		6,500	(4)	6,500	(4)	5	%(4)

7.5	0	10,000	90,000	125,134	(5)	117,000	23.1%	118,877	(5)	6,257	(5)	0		5%

8	0	0	80,000	125,134		117,000	31.6%	118,877		6,257		6,257		5%

9	0	0	95,000	125,134		117,000	18.8%	118,877		7,508	(4)	7,508	(4)	6	%(4)

(1)	The ALP and RALP are based on percentage B until the end of the 1-year waiting period.
(2)	Since no withdrawal was taken, at the end of the 1-year waiting period, the ALP and RALP are recalculated based on percentage A.
(3)	Because the annual step-up increased the BB on the anniversary and the covered person’s (for the joint benefit, younger covered spouse’s) attained age is in a higher age band, the Lifetime Payment Percentage increased.
(4)	The Lifetime Payment Percentage is based on percentage A when the BDP is less than 20% and percentage B when the BDP is greater than or equal to 20%.
(5)	The $10,000 withdrawal is greater than the $6,500 RALP allowed under the rider and therefore excess withdrawal processing is applied. The BB and PBG are reset as described in “Lifetime Benefit Description – Determination of Adjustment of Benefit Values”.

 114  RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS

SecureSource Stages

EXAMPLE:

Assumptions:

•	You purchase the contract with a payment of $100,000 and make no additional payments to the contract.

•	You are the sole owner and also the annuitant. You (and your spouse for the joint benefit) are age 61.

•	Annual step-ups are applied each anniversary when available, where the contract value is greater than the PBG and/or the BB. Applied annual step-ups are indicated in bold.

•	You elect the Moderate PN program investment option at issue.

			Hypothetical
Contract			Assumed				Benefit							Lifetime
Duration	Purchase	Partial	Contract				Determining							Payment
in Years	Payments	Withdrawals	Value	BB		WAB	Percentage	PBG		ALP		RALP		Percent

At Issue	$100,000	NA	$100,000	$100,000		$100,000	0.0%	$100,000		$5,000		$0	(1)	5%

1	0	0	98,000	108,000		108,000	9.3%	100,000		5,400		0		5%

2	0	0	105,000	114,000		114,000	7.9%	105,000		5,700		0		5%

3	0	0	118,000	120,000		120,000	1.7%	118,000		6,000		6,000	(2)	5%

3.5	0	6,000	112,000	120,000		113,898	1.7%	112,000		6,000		0		5%

4	0	0	115,000	120,000		115,000	0.0%	115,000		6,000		6,000		5%

5	0	0	130,000	130,000		130,000	0.0%	130,000		7,800	(3)	7,800	(3)	6	%(3)

6	0	0	110,000	130,000		130,000	15.4%	130,000		7,800		7,800		6%

7	0	0	100,000	130,000		130,000	23.1%	130,000		6,500	(4)	6,500	(4)	5	%(4)

7.5	0	10,000	90,000	117,000	(5)	117,000	23.1%	108,000	(5)	5,850	(5)	0		5%

8	0	0	80,000	117,000		117,000	31.6%	108,000		5,850		5,850		5%

9	0	0	95,000	117,000		117,000	18.8%	108,000		7,020	(4)	7,020	(4)	6	%(4)

(1)	The RALP is zero until the end of the 3-Year waiting period.
(2)	At the end of the 3-Year waiting period, the RALP is set equal to the ALP.
(3)	Because the annual step-up increased the BB on the anniversary and the covered person’s (for the joint benefit, younger covered spouse’s) attained age is in a higher age band, the Lifetime Payment Percentage increased.
(4)	The lifetime payment percentage is based on percentage A when the BDP is less than 20% and percentage B when the BDP is greater than or equal to 20%.
(5)	The $10,000 withdrawal is greater than the $6,500 RALP allowed under the rider and therefore excess withdrawal processing is applied. The BB and PBG are reset as described in “Determination of Adjustment of Benefit Values” in the “Lifetime Benefit Description”.

RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS 115

Example — SecureSource 20

EXAMPLE #1: Lifetime benefit not established at the time the contract and rider are purchased.

Assumptions:

•	You purchase the contract with a payment of $100,000 and make no additional payments to the contract.

•	You are the sole owner and also the annuitant. You (and your spouse for the joint benefit) are age 61.

•	Annual step-ups are applied each anniversary when available, where the contract value is greater than the RBA and/or the contract value times the ALP percentage is greater than the ALP. Applied annual step-ups are indicated in bold.

•	You elect the Moderate PN program investment option at issue.

			Hypothetical
Contract			Assumed
Duration	Purchase	Partial	Contract				Basic Benefit								Lifetime Benefit
in Years	Payments	Withdrawals	Value	WAB		BDP	GBA		RBA		GBP		RBP		ALP		RALP

At Issue	$100,000	NA	$100,000	$100,000		0.0%	$100,000		$100,000		$6,000		$0		NA		NA

1	0	0	98,000	100,000		2.0%	100,000		100,000		6,000		0		NA		NA

2	0	0	105,000	105,000		0.0%	105,000		105,000		6,300		0		NA		NA

3	0	0	125,000	125,000		0.0%	125,000		125,000		7,500		7,500		NA		NA

3.5	0	6,000	111,000	118,590		6.4%	125,000		119,000		7,500		1,500		NA		NA

4	0	0	104,000	118,590		12.3%	125,000		119,000		7,500		7,500		7,140	(1)	7,140	(1)

5	0	0	90,000	118,590		24.1%	125,000		119,000		6,250	(2)	6,250	(2)	5,950	(2)	5,950	(2)

6	0	0	95,000	118,590		19.9%	125,000		119,000		7,500		7,500		7,140		7,140

6.5	0	7,500	87,500	87,500	(3)	0.0%	125,000		111,500		7,500		0		5,250	(3)	0

7	0	0	90,000	90,000		0.0%	125,000		111,500		7,500		7,500		5,400		5,400

7.5	0	10,000	70,000	70,000	(4)	0.0%	70,000	(4)	70,000	(4)	4,200	(4)	0		4,200	(4)	0

8	0	0	75,000	75,000		0.0%	75,000		75,000		4,500		4,500		4,500		4,500

(1)	The ALP and RALP are established on the contract anniversary following the date the covered person (younger Covered Spouse for Joint) reaches age 65 as the greater of the ELB or the RBA, times the ALP percentage.
(2)	The ALP percentage and GBP percentage are 6% when the BDP is less than 20% and 5% when the BDP is greater than or equal to 20%.
(3)	The $7,500 withdrawal is greater than the $7,140 RALP allowed under the lifetime benefit and therefore excess withdrawal processing is applied to the ALP, resetting the ALP to the lesser of the prior ALP or the ALP percentage times the contract value following the withdrawal. The WAB is reset to the ALP after the reset divided by the current ALP percentage. The BDP at the time of withdrawal is less than 20%, so the ALP percentage and GBP percentage are set at 6% for the remainder of the contract year.
(4)	The $10,000 withdrawal is greater than both the $7,500 RBP allowed under the basic benefit and the $5,400 RALP allowed under the lifetime benefit and therefore excess withdrawal processing is applied to both benefits. The GBA is reset to the lesser of the prior GBA or the contract value following the withdrawal. The RBA is reset to the lesser of the prior RBA less the withdrawal or the contract value following the withdrawal. The ALP is reset to the lesser of the prior ALP or the ALP percentage times the contract value following the withdrawal. The WAB is reset to the ALP after the reset divided by the current ALP percentage. The BDP at the time of withdrawal is less than 20%, so the ALP percentage and GBP percentage are set at 6% for the remainder of the contract year.

 116  RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS

EXAMPLE #2: Lifetime benefit established at the time the contract and rider are purchased.

Assumptions:

•	You purchase the contract with a payment of $100,000 and make no additional payments to the contract.

•	You are the sole owner and also the annuitant. You (and your spouse for the joint benefit) are age 65.

•	Annual step-ups are applied each anniversary when available, where the contract value is greater than the RBA and/or the contract value times the ALP percentage is greater than the ALP. Applied annual step-ups are indicated in bold.

•	You elect the Moderate PN program investment option at issue. On the 7th contract anniversary, you elect to change to the Moderately Aggressive PN program investment option. The target PN program investment option under the contract is the Moderate PN program investment option.

			Hypothetical
Contract			Assumed
Duration	Purchase	Partial	Contract				Basic Benefit								Lifetime Benefit
in Years	Payments	Withdrawals	Value	WAB		BDP	GBA		RBA		GBP		RBP		ALP		RALP

At Issue	$100,000	NA	$100,000	$100,000		0.0%	$100,000		$100,000		$6,000		$0		$6,000		$0

1	0	0	105,000	105,000		0.0%	105,000		105,000		6,300		0		6,300		0

2	0	0	110,000	110,000		0.0%	110,000		110,000		6,600		0		6,600		0

3	0	0	110,000	120,000		8.3%	110,000		110,000		6,600		6,600	(1)	7,200		7,200	(1)

3.5	0	6,000	104,000	113,455		8.3%	110,000		104,000		6,600		600		7,200		1,200

4	0	0	100,000	113,455		11.9%	110,000		104,000		6,600		6,600		7,200		7,200

4.5	0	7,000	90,000	105,267		14.5%	90,000		90,000		5,400	(2)	5,400	(2)	7,200		200

5	0	0	80,000	105,267		24.0%	90,000		90,000		4,500	(3)	4,500	(3)	6,000	(3)	6,000	(3)

5.5	0	10,000	70,000	70,000	(4)	0.0%	70,000		70,000		3,500	(4)	3,500	(4)	3,500	(4)	3,500	(4)

6	0	0	75,000	75,000		0.0%	75,000		75,000		4,500		4,500		4,500		4,500

7	0	0	70,000	70,000	(5)	0.0%	70,000	(5)	70,000	(5)	4,200	(5)	4,200	(5)	4,200	(5)	4,200	(5)

(1)	At the end of the 3-Year waiting period, the RBP and RALP are set equal to the GBP and ALP, respectively. The 20% rider credit is applied to the lifetime benefit.
(2)	The $7,000 withdrawal is greater than the $6,600 RBP allowed under the basic benefit and therefore excess withdrawal processing is applied to the basic benefit. The GBA is reset to the lesser of the prior GBA or the contract value following the withdrawal. The RBA is reset to the lesser of the prior RBA less the withdrawal or the contract value following the withdrawal. The BDP at the time of withdrawal is less than 20%, so the ALP percentage and GBP percentage are set at 6% for the remainder of the contract year.
(3)	The ALP percentage and GBP percentage are 6% when the BDP is less than 20% and 5% when the BDP is greater than or equal to 20%.
(4)	The $10,000 withdrawal is greater than both the $4,500 RBP allowed under the basic benefit and the $6,000 RALP allowed under the lifetime benefit and therefore excess withdrawal processing is applied to both benefits. The GBA is reset to the lesser of the prior GBA or the contract value following the withdrawal. The RBA is reset to the lesser of the prior RBA less the withdrawal or the contract value following the withdrawal. The ALP is reset to the lesser of the prior ALP or the ALP percentage times the contract value following the withdrawal. The WAB is reset to the ALP after the reset divided by the current ALP percentage. The BDP at the time of withdrawal is greater than or equal to 20%, so the ALP Percentage and GBP percentage are set at 5% for the remainder of the contract year.
(5)	Allocation to the Moderately Aggressive PN program investment option during a withdrawal phase will reset the benefit. The GBA is reset to the lesser of the prior GBA or the contract value. The RBA is reset to the lesser of the prior RBA or the contract value. The ALP is reset to the lesser of the prior ALP or the ALP percentage times the contract value. The WAB is reset to the ALP after the reset divided by the current ALP percentage. Any future withdrawals will reallocate your contract value to the Moderate PN program investment option if you are invested more aggressively than the Moderate PN program investment option.

RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS 117

EXAMPLE — SecureSource Riders

EXAMPLE #1: Single Life benefit: Covered person has not reached age 65 at the time the contract and rider are purchased.

Assumptions:

•	You purchase the contract with a payment of $100,000 and make no additional payments to the contract.

•	You are the sole owner and also the annuitant. You are age 60.

•	Automatic annual step-ups are applied each anniversary when available, where the contract value is greater than the RBA and/or 6% of the contract value is greater than the ALP. Applied annual step-ups are indicated in bold.

•	You elect the Moderate PN program investment option at issue. On the 1st contract anniversary, you elect to change to the Moderately Aggressive PN program investment option. The target PN program investment option under the contract is the Moderate PN program investment option.

			Hypothetical
Contract			Assumed
Duration	Purchase	Partial	Contract	Basic Withdrawal Benefit						Lifetime Withdrawal Benefit
in Years	Payments	Withdrawals	Value	GBA		RBA		GBP	RBP	ALP			RALP

At Issue	$100,000	$ N/A	$100,000	$100,000		$100,000		$7,000	$7,000	$	N/A		$	N/A

0.5	0	5,000	92,000	100,000		95,000		7,000	2,000		N/A			N/A

1	0	0	90,000	90,000	(1)	90,000	(1)	6,300	6,300		N/A			N/A

2	0	0	81,000	90,000		90,000		6,300	6,300		N/A			N/A

5	0	0	75,000	90,000		90,000		6,300	6,300		5,400	(2)		5,400	(2)

5.5	0	5,400	70,000	90,000		84,600		6,300	900		5,400			0

6	0	0	69,000	90,000		84,600		6,300	6,300		5,400			5,400

6.5	0	6,300	62,000	90,000		78,300		6,300	0		3,720	(3)		0

7	0	0	64,000	90,000		78,300		6,300	6,300		3,840			3,840

7.5	0	10,000	51,000	51,000	(4)	51,000	(4)	3,570	0		3,060	(4)		0

8	0	0	55,000	55,000		55,000		3,850	3,850		3,300			3,300

At this point, assuming no additional activity (step ups, excess withdrawals, purchase payments, spousal continuation, contract ownership change, or PN program investment option changes), you can continue to withdraw up to either the GBP of $3,850 each year until the RBA is reduced to zero, or the ALP of $3,300 each year until the later of your death or the RBA is reduced to zero.

(1)	Allocation to the Moderately Aggressive investment option during a withdrawal phase will reset the benefit. The GBA is reset to the lesser of the prior GBA or the contract value. The RBA is reset to the lesser of the prior RBA or the contract value. The ALP (if established) is reset to the lesser of the prior ALP or 6% of the contract value. Any future withdrawals will reallocate your contract value to the Moderate PN program investment option if you are invested more aggressively than the Moderate PN program investment option.
(2)	The ALP and RALP are established on the contract anniversary date following the date the covered person reaches age 65 as 6% of the RBA.
(3)	The $6,300 withdrawal is greater than the $5,400 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the ALP, resetting the ALP to the lesser of the prior ALP or 6% of the contract value following the withdrawal.
(4)	The $10,000 withdrawal is greater than both the $6,300 RBP allowed under the basic withdrawal benefit and the $3,840 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the GBA, RBA, and ALP. The GBA is reset to the lesser of the prior GBA or the contract value following the withdrawal. The RBA is reset to the lesser of the prior RBA less the withdrawal or the contract value following the withdrawal. The ALP is reset to the lesser of the prior ALP or 6% of the contract value following the withdrawal.

 118  RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS

EXAMPLE #2: Single Life benefit: Covered person has reached 65 at the time the contract and rider are purchased.

Assumptions:

•	You purchase the contract with a payment of $100,000 and make no additional payments to the contract.

•	You are the sole owner and also the annuitant. You are age 65.

•	Automatic annual step-ups are applied each anniversary when available, where the contract value is greater than the RBA and/or 6% of the contract value is greater than the ALP. Applied annual step-ups are indicated in bold.

•	Your death occurs after 6 1/2 contract years and your spouse continues the contract and rider. Your spouse is over age 65 and is the new covered person.

			Hypothetical
Contract			Assumed
Duration	Purchase	Partial	Contract	Basic Withdrawal Benefit							Lifetime Withdrawal Benefit
in Years	Payments	Withdrawals	Value	GBA		RBA		GBP	RBP		ALP		RALP

At Issue	$100,000	$ N/A	$100,000	$100,000		$100,000		$7,000	$7,000		$6,000		$6,000

1	0	0	105,000	105,000		105,000		7,350	7,000	(1)	6,300		6,000	(1)

2	0	0	110,000	110,000		110,000		7,700	7,000	(1)	6,600		6,000	(1)

3	0	0	110,000	110,000		110,000		7,700	7,700	(2)	6,600		6,600	(2)

3.5	0	6,600	110,000	110,000		103,400		7,700	1,100		6,600		0

4	0	0	115,000	115,000		115,000		8,050	8,050		6,900		6,900

4.5	0	8,050	116,000	115,000		106,950		8,050	0		6,900	(3)	0

5	0	0	120,000	120,000		120,000		8,400	8,400		7,200		7,200

5.5	0	10,000	122,000	120,000	(4)	110,000	(4)	8,400	0		7,200	(4)	0

6	0	0	125,000	125,000		125,000		8,750	8,750		7,500		7,500

6.5	0	0	110,000	125,000		125,000		8,750	8,750		6,600	(5)	6,600	(5)

7	0	0	105,000	125,000		125,000		8,750	8,750		6,600		6,600

At this point, assuming no additional activity (step ups, excess withdrawals, purchase payments, contract ownership change, or PN program investment option changes), your spouse can continue to withdraw up to either the GBP of $8,750 each year until the RBA is reduced to zero, or the ALP of $6,600 each year until the later of your spouse’s death or the RBA is reduced to zero.

(1)	The annual step-up has not been applied to the RBP or RALP because any withdrawal after step up during the waiting period would reverse any prior step ups prior to determining if the withdrawal is excess. Therefore, during the waiting period, the RBP is the amount you can withdraw without incurring the GBA and RBA excess withdrawal processing, and the RALP is the amount you can withdraw without incurring the ALP excess withdrawal processing.
(2)	On the third anniversary (after the end of the waiting period), the RBP and RALP are set equal to the GBP and ALP, respectively.
(3)	The $8,050 withdrawal is greater than the $6,900 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the ALP, resetting the ALP to the lesser of the prior ALP or 6% of the contract value following the withdrawal.
(4)	The $10,000 withdrawal is greater than both the $8,400 RBP allowed under the basic withdrawal benefit and the $7,200 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the GBA, RBA, and ALP. The GBA is reset to the lesser of the prior GBA or the contract value following the withdrawal. The RBA is reset to the lesser of the prior RBA less the withdrawal or the contract value following the withdrawal. The ALP is reset to the lesser of the prior ALP or 6% of the contract value following the withdrawal.
(5)	At spousal continuation, the ALP is reset to the lesser of the prior ALP or 6% of the contract value and the RALP is reset to the ALP.

RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS 119

EXAMPLE #3: Joint Life benefit: Younger covered spouse has not reached 65 at the time the contract and rider are purchased.

Assumptions:

•	You purchase the contract with a payment of $100,000 and make no additional payments to the contract.

•	You are age 59 and your spouse is age 60.

•	Automatic annual step-ups are applied each anniversary when available, where the contract value is greater than the RBA and/or 6% of the contract value is greater than the ALP. Applied annual step-ups are indicated in bold.

•	You elect the Moderate PN program investment option at issue. On the 1st contract anniversary, you elect to change to the Moderately Aggressive investment option. The target PN program investment option under the contract is the Moderate PN program investment option.

•	Your death occurs after 9 1/2 contract years and your spouse continues the contract and rider; the lifetime benefit is not reset.

			Hypothetical
Contract			Assumed
Duration	Purchase	Partial	Contract	Basic Withdrawal Benefit						Lifetime Withdrawal Benefit
in Years	Payments	Withdrawals	Value	GBA		RBA		GBP	RBP	ALP			RALP

At Issue	$100,000	$ N/A	$100,000	$100,000		$100,000		$7,000	$7,000	$	N/A		$	N/A

0.5	0	5,000	92,000	100,000		95,000		7,000	2,000		N/A			N/A

1	0	0	90,000	90,000	(1)	90,000	(1)	6,300	6,300		N/A			N/A

2	0	0	81,000	90,000		90,000		6,300	6,300		N/A			N/A

6	0	0	75,000	90,000		90,000		6,300	6,300		5,400	(2)		5,400	(2)

6.5	0	5,400	70,000	90,000		84,600		6,300	900		5,400			0

7	0	0	69,000	90,000		84,600		6,300	6,300		5,400			5,400

7.5	0	6,300	62,000	90,000		78,300		6,300	0		3,720	(3)		0

8	0	0	64,000	90,000		78,300		6,300	6,300		3,840			3,840

8.5	0	10,000	51,000	51,000	(4)	51,000	(4)	3,570	0		3,060	(4)		0

9	0	0	55,000	55,000		55,000		3,850	3,850		3,300			3,300

9.5	0	0	54,000	55,000		55,000		3,850	3,850		3,300			3,300

10	0	0	52,000	55,000		55,000		3,850	3,850		3,300			3,300

At this point, assuming no additional activity (step ups, excess withdrawals, purchase payments, or PN program investment option changes), your spouse can continue to withdraw up to either the GBP of $3,850 each year until the RBA is reduced to zero, or the ALP of $3,300 each year until the later of your spouse’s death or the RBA is reduced to zero.

(1)	The ALP and RALP are established on the contract anniversary date following the date the younger covered spouse reaches age 65 as 6% of the RBA.
(2)	Allocation to the Moderately Aggressive PN program investment option during a withdrawal phase will reset the benefit. The GBA is reset to the lesser of the prior GBA or the contract value. The RBA is reset to the lesser of the prior RBA or the contract value. The ALP is reset to the lesser of the prior ALP or 6% of the contract value. Any future withdrawals will reallocate your contract value to the Moderate PN program investment option if you are invested more aggressively than the Moderate PN program investment option.
(3)	The $6,300 withdrawal is greater than the $5,400 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the ALP, resetting the ALP to the lesser of the prior ALP or 6% of the contract value following the withdrawal.
(4)	The $10,000 withdrawal is greater than both the $6,300 RBP allowed under the basic withdrawal benefit and the $3,840 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the GBA, RBA, and ALP. The GBA is reset to the lesser of the prior GBA or the contract value following the withdrawal. The RBA is reset to the lesser of the prior RBA less the withdrawal or the contract value following the withdrawal. The ALP is reset to the lesser of the prior ALP or 6% of the contract value following the withdrawal.

 120  RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS

EXAMPLE #4: Joint Life benefit: Younger covered spouse has reached 65 at the time the contract and rider are purchased.

Assumptions:

•	You purchase the contract with a payment of $100,000 and make no additional payments to the contract.

•	You are age 71 and your spouse is age 70.

•	Automatic annual step-ups are applied each anniversary when available, where the contract value is greater than the RBA and/or 6% of the contract value is greater than the ALP. Applied annual step-ups are indicated in bold.

•	Your death occurs after 6 1/2 contract years and your spouse continues the contract and rider; the lifetime benefit is not reset.

			Hypothetical
			Assumed
Contract	Purchase	Partial	Contract	Basic Withdrawal Benefit							Lifetime Withdrawal Benefit
Duration	Payments	Withdrawals	Value	GBA		RBA		GBP	RBP		ALP		RALP

At Issue	$100,000	$ N/A	$100,000	$100,000		$100,000		$7,000	$7,000		$6,000		$6,000

1	0	0	105,000	105,000		105,000		7,350	7,000	(1)	6,300		6,000	(1)

2	0	0	110,000	110,000		110,000		7,700	7,000	(1)	6,600		6,000	(1)

3	0	0	110,000	110,000		110,000		7,700	7,700	(2)	6,600		6,600	(2)

3.5	0	6,600	110,000	110,000		103,400		7,700	1,100		6,600		0

4	0	0	115,000	115,000		115,000		8,050	8,050		6,900		6,900

4.5	0	8,050	116,000	115,000		106,950		8,050	0		6,900	(3)	0

5	0	0	120,000	120,000		120,000		8,400	8,400		7,200		7,200

5.5	0	10,000	122,000	120,000	(4)	110,000	(4)	8,400	0		7,200	(4)	0

6	0	0	125,000	125,000		125,000		8,750	8,750		7,500		7,500

6.5	0	0	110,000	125,000		125,000		8,750	8,750		7,500		7,500

7	0	0	105,000	125,000		125,000		8,750	8,750		7,500		7,500

At this point, assuming no additional activity (step ups, excess withdrawals, purchase payments, or PN program investment option changes), your spouse can continue to withdraw up to either the GBP of $8,750 each year until the RBA is reduced to zero, or the ALP of $7,500 each year until the later of your spouse’s death or the RBA is reduced to zero.

(1)	The annual step-up has not been applied to the RBP or RALP because any withdrawal after step up during the waiting period would reverse any prior step ups prior to determining if the withdrawal is excess. Therefore, during the waiting period, the RBP is the amount you can withdraw without incurring the GBA and RBA excess withdrawal processing, and the RALP is the amount you can withdraw without incurring the ALP excess withdrawal processing.
(2)	On the third anniversary (after the end of the waiting period), the RBP and RALP are set equal to the GBP and ALP, respectively.
(3)	The $8,050 withdrawal is greater than the $6,900 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the ALP, resetting the ALP to the lesser of the prior ALP or 6% of the contract value following the withdrawal.
(4)	The $10,000 withdrawal is greater than both the $8,400 RBP allowed under the basic withdrawal benefit and the $7,200 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the GBA, RBA, and ALP. The GBA is reset to the lesser of the prior GBA or the contract value following the withdrawal. The RBA is reset to the lesser of the prior RBA less the withdrawal or the contract value following the withdrawal. The ALP is reset to the lesser of the prior ALP or 6% of the contract value following the withdrawal.

RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS 121

Appendix E: SecureSource Series of Riders — Additional RMD Disclosure

This appendix describes our current administrative practice for determining the amount of withdrawals in any contract year which an owner may take under the SecureSource series of riders to satisfy the RMD rules under 401(a)(9) of the Code without application of the excess withdrawal processing described in the rider. We reserve the right to modify this administrative practice at any time upon 30 days’ written notice to you.

For SecureSource Stages and SecureSource 20 riders, owners subject to annual RMD rules under Section 401(a)(9) of the Code, withdrawing from this contract during the waiting period to satisfy these rules will set your benefits to zero and you will not receive any future rider credit.

Amounts you withdraw from this contract (for SecureSource Stages and SecureSource 20 riders, amounts you withdraw from this contract after the waiting period) to satisfy these rules are not subject to excess withdrawal processing under the terms of the rider subject to the following rules and our current administrative practice:

For SecureSource and SecureSource 20 riders:

(1)	If on the date we calculated your Annual Life Expectancy Required Minimum Distribution Amount (ALERMDA), it is greater than the RBP from the beginning of the current contract year*,

•	Basic Additional Benefit Amount (BABA) will be set equal to that portion of your ALERMDA that exceeds the RBP from the beginning of the current contract year.
•	Any withdrawals taken in a contract year will count first against and reduce the RBP for that contract year.
•	Once the RBP for the current contract year has been depleted, any additional amounts withdrawn will count against and reduce the BABA. These withdrawals will not be considered excess withdrawals with regard to the GBA and RBA as long as they do not exceed the remaining BABA.
•	Once the BABA has been depleted, any additional withdrawal amounts will be considered excess withdrawals with regard to the GBA and RBA and will subject them all to the excess withdrawal processing described in the SecureSource series of riders.

(2)	If on the date we calculated your ALERMDA, it is greater than the RALP from the beginning of the current contract year,*

•	A Lifetime Additional Benefit Amount (LABA) will be set equal to that portion of your ALERMDA that exceeds the RALP from the beginning of the current contract year*.

•	Any withdrawals taken in a contract year will count first against and reduce the RALP for that contract year.

•	Once the RALP for the current contract year has been depleted, any additional amounts withdrawn will count against and reduce the LABA. These withdrawals will not be considered excess withdrawals with regard to the ALP as long as they do not exceed the remaining LABA. Withdrawals will not be considered excess withdrawals unless amounts withdrawn exceed combined RALP and LABA values.

•	Once the LABA has been depleted, any additional withdrawal amounts will be considered excess withdrawals with regard to the ALP and will subject the ALP to the excess withdrawal processing described by the SecureSource series of riders.

(3)	If the ALP is established on a policy anniversary where your current ALERMDA is greater than the new RALP,

•	An initial LABA will be set equal to that portion of your ALERMDA that exceeds the new RALP.
•	This new LABA will be immediately reduced by the amount that total withdrawals in the current calendar year exceed the new RALP, but shall not be reduced to less than zero.

For SecureSource Stages and SecureSource Stages 2 riders:

(1)	Each calendar year, if your ALERMDA is greater than the ALP,

•	A Lifetime Additional Benefit Amount (LABA) will be set equal to that portion of your ALERMDA that exceeds the ALP.

•	The LABA will be reduced by the total of the amount that each withdrawal in the current calendar year exceeds the RALP at the time of each withdrawal, but shall not be reduced to less than zero.

•	Any withdrawals taken in a contract year will count first against and reduce the RALP for that contract year.

•	Once the RALP for the current contract year has been depleted, any additional amounts withdrawn will count against and reduce the LABA. These withdrawals will not be considered excess withdrawals with regard to the ALP as long as they do not exceed the remaining LABA. Withdrawals will not be considered excess withdrawals unless amounts withdrawn exceed combined RALP and LABA values.

 122  RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS

•	Once the LABA has been depleted, any additional withdrawal amounts will be considered excess withdrawals with regard to the ALP and will subject the ALP to the excess withdrawal processing described by the SecureSource Stages and SecureSource Stages 2.

*	For SecureSource 20 riders, adjusted for any subsequent changes between 5% and 6% as described under “GBP Percentage and ALP Percentage”.

The ALERMDA is:

(1)	determined by us each calendar year (for SecureSource Stages and SecureSource 20 riders, starting with the calendar year in which the waiting period ends);

(2)	based on your initial purchase payment and not the entire interest value in the calendar year of contract issue and therefore may not be sufficient to allow you to withdraw your RMD without causing an excess withdrawal;

(3)	based solely on the value of the contract to which the SecureSource Series rider is attached as of the date we make the determination;

(4)	based on your recalculated life expectancy taken from the Uniform Lifetime Table under the Code; and

(5)	based on the company’s understanding and interpretation of the requirements for life expectancy distributions intended to satisfy the required minimum distribution rules under Code Section 401(a)(9) and the Treasury Regulations promulgated thereunder, as applicable on the effective date of this prospectus, to:

1. an individual retirement annuity (Section 408(b));

2.	a Roth individual retirement account (Section 408A);
3.	a Simplified Employee Pension plan (Section 408(k));
4.	a tax-sheltered annuity rollover (Section 403(b)).

In the future, the requirements under the Code for such distributions may change and the life expectancy amount calculation provided under your rider within the SecureSource series of riders may not be sufficient to satisfy the requirements under the Code for these types of distributions. In such a situation, amounts withdrawn to satisfy such distribution requirements will exceed your available RBP or RALP amount and may result in the reduction of your GBA, RBA, and/or ALP as described under the excess withdrawal provision of the rider.

In cases where the Code does not allow the life expectancy of a natural person to be used to calculate the required minimum distribution amount (e.g., ownership by a trust or a charity), we will calculate the life expectancy RMD amount calculated by us as zero in all years.

Please contact your tax advisor about the impact of those rules prior to purchasing one of the SecureSource series of riders.

RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS 123

Appendix F: Example — Benefit Protector Death Benefit Rider

Example of the Benefit Protector

Assumptions:

•	You purchase the contract with a payment of $100,000 and you (Current Contract) or you and the annuitant (Original Contract) are under age 70; and

•	you select the MAV Death Benefit.

During the first contract year the contract value grows to $105,000. The death benefit under the MAV Death Benefit equals the contract value, or $105,000. You have not reached the first contract anniversary so the Benefit Protector does not provide any additional benefit at this time.

On the first contract anniversary the contract value grows to $110,000. The death benefit equals:
MAV Death Benefit (contract value):	$110,000
plus the Benefit Protector benefit which equals 40% of earnings at death (MAV Death Benefit minus remaining purchase payments for the Current Contract or MAV Death Benefit minus payments not previously surrendered for the Original Contract):

0.40 × ($110,000 – $100,000) =	+4,000

Total death benefit of:	$114,000
On the second contract year the contract value falls to $105,000. The death benefit equals:
MAV Death Benefit (MAV):	$110,000
plus the Benefit Protector benefit (40% of earnings at death):
0.40 × ($110,000 – $100,000) =	+4,000

Total death benefit of:	$114,000
During the third contract year the contract value remains at $105,000 and you request a partial surrender of $50,000, including the applicable 6% surrender charge. We will surrender $10,500 from your contract value free of charge (10% of your prior anniversary’s contract value). The remainder of the surrender is subject to a 6% surrender charge because your payment is in its third year of the surrender charge schedule, so we will surrender $39,500 ($37,130 + $2,370 in surrender charges) from your contract value. Altogether, we will surrender $50,000 and pay you $47,630. We calculate purchase payments not previously surrendered as $100,000 – $45,000 = $55,000 (remember that $5,000 of the partial surrender is contract earnings). The death benefit equals:

MAV Death Benefit (MAV adjusted for partial surrenders):	$57,619
plus the Benefit Protector benefit (40% of earnings at death):
0.40 × ($57,619 – $55,000) =	+1,048

Total death benefit of:	$58,667
On the third contract anniversary the contract value falls to $40,000. The death benefit equals the previous death benefit. The reduction in contract value has no effect.
On the ninth contract anniversary the contract value grows to a new high of $200,000. Earnings at death reaches its maximum of 250% of purchase payments not previously surrendered that are one or more years old.

The death benefit equals:
MAV Death Benefit (contract value):	$200,000
plus the Benefit Protector benefit (40% of earnings at death, up to a maximum of 100% of purchase payments not previously surrendered that are one or more years old)	+55,000

Total death benefit of:	$255,000
During the tenth contract year you make an additional purchase payment of $50,000. Your new contract value is now $250,000. The death benefit equals:
MAV Death Benefit (contract value):	$250,000
plus the Benefit Protector benefit (40% of earnings at death, up to a maximum of 100% of purchase payments not previously surrendered that are one or more years old)	+55,000

Total death benefit of:	$305,000

 124  RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS

During the eleventh contract year the contract value remains $250,000 and the “new” purchase payment is one year old and the value of the Benefit Protector changes. The death benefit equals:
MAV Death Benefit (contract value):	$250,000
plus the Benefit Protector benefit (40% of earnings at death up to a maximum of 100% of purchase payments not previously surrendered that are one or more years old)
0.40 × ($250,000 – $105,000) =	+58,000

Total death benefit of:	$308,000

RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS 125

Appendix G: Benefit Protector Plus Death Benefit Rider

Example of the Benefit Protector Plus

Assumptions:

•	You purchase the contract with a payment of $100,000 and you (Current Contract) or you and the annuitant (Original Contract) are under age 70; and

•	you select the MAV Death Benefit.

During the first contract year the contract value grows to $105,000. The death benefit equals MAV Death Benefit, which is the contract value, or $105,000. You have not reached the first contract anniversary so the Benefit Protector Plus does not provide any additional benefit at this time.

On the first contract anniversary the contract value grows to $110,000. You have not reached the second contract anniversary so the Benefit Protector Plus does not provide any additional benefit beyond what is provided by the Benefit Protector at this time. The death benefit equals:

MAV Death Benefit (contract value):	$110,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death (MAV Death Benefit minus remaining purchase payments for the Current Contract or MAV rider minus payments not previously surrendered for the Original Contract):

0.40 × ($110,000 – $100,000) =	+4,000

Total death benefit of:	$114,000
On the second contract anniversary the contract value falls to $105,000. The death benefit equals:
MAV Death Benefit (MAV):	$110,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death:
0.40 × ($110,000 – $100,000) =	+4,000
plus 10% of purchase payments made within 60 days of contract issue and not previously withdrawn: 0.10 × $100,000 =	+10,000

Total death benefit of:	$124,000
During the third contract year the contract value remains at $105,000 and you request a partial surrender of $50,000, including the applicable 7% surrender charge. We will surrender $10,500 from your contract value free of charge (10% of your prior anniversary’s contract value). The remainder of the surrender is subject to a 7% surrender charge because your payment is within the third year of the surrender charge schedule, so we will surrender $39,500 ($36,735 + $2,765 in surrender charges) from your contract value. Altogether, we will surrender $50,000 and pay you $47,235. We calculate purchase payments not previously surrendered as $100,000 – $45,000 = $55,000 (remember that $5,000 of the partial surrender is contract earnings). The death benefit equals:

MAV Death Benefit (MAV adjusted for partial surrenders):	$57,619
plus the Benefit Protector Plus benefit which equals 40% of earnings at death:
0.40 × ($57,619 – $55,000) =	+1,048
plus 10% of purchase payments made within 60 days of contract issue and not previously withdrawn: 0.10 × $55,000 =	+5,500

Total death benefit of:	$64,167
On the third contract anniversary the contract value falls $40,000. The death benefit equals the previous death benefit calculated. The reduction in contract value has no effect.

 126  RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS

On the ninth contract anniversary the contract value grows to a new high of $200,000. Earnings at death reaches its maximum of 250% of purchase payments not previously surrendered that are one or more years old. Because we are beyond the fourth contract anniversary the Benefit Protector Plus also reaches its maximum of 20%. The death benefit equals:

MAV Death Benefit (contract value):	$200,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death, up to a maximum of 100% of purchase payments not previously surrendered that are one or more years old	+55,000
plus 20% of purchase payments made within 60 days of contract issue and not previously surrendered: 0.20 × $55,000 =	+11,000

Total death benefit of:	$266,000

During the tenth contract year you make an additional purchase payment of $50,000. Your new contract value is now $250,000. The new purchase payment is less than one year old and so it has no effect on the Benefit Protector Plus value. The death benefit equals:

MAV Death Benefit:	$250,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death, up to a maximum of 100% of purchase payments not previously surrendered that are one or more years old	+55,000
plus 20% of purchase payments made within 60 days of contract issue and not previously surrendered: 0.20 × $55,000 =	+11,000

Total death benefit of:	$316,000
During the eleventh contract year the contract value remains $250,000 and the “new” purchase payment is one year old. The value of the Benefit Protector Plus remains constant. The death benefit equals:

MAV Death Benefit (contract value):	$250,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death (MAV rider minus payments not previously surrendered):
0.40 × ($250,000 – $105,000) =	+58,000
plus 20% of purchase payments made within 60 days of contract issue and not previously surrendered: 0.20 × $55,000 =	+11,000

Total death benefit of:	$319,000

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Appendix H: Asset Allocation Program for Contracts with Applications Signed Before May 1, 2006

ASSET ALLOCATION PROGRAM
For contracts with applications signed before May 1, 2006, we offered an asset allocation program. You could elect to participate in the asset allocation program, and there is no additional charge. If you purchased an optional Accumulation Protector Benefit rider, Guarantor Withdrawal Benefit rider or Income Assurer Benefit rider, you are required to participate in the asset allocation program under the terms of the rider.

This asset allocation program allows you to allocate your contract value to a model portfolio that consists of subaccounts and may include certain GPAs (if available under the asset allocation program), which represent various asset classes. By spreading your contract value among these various asset classes, you may be able to reduce the volatility in your contract value, but there is no guarantee that this will occur.

Asset allocation does not guarantee that your contract will increase in value nor will it protect against a decline in value if market prices fall. If you choose or are required to participate in the asset allocation program, you are responsible for determining which model portfolio is best for you. Your investment professional can help you make this determination. In addition, your investment professional may provide you with an investor questionnaire, a tool that can help you determine which model portfolio is suited to your needs based on factors such as your investment goals, your tolerance for risk, and how long you intend to invest.

Under the asset allocation program, we have offered five model portfolios ranging from conservative to aggressive. You may not use more than one model portfolio at a time. You are allowed to request a change to another model portfolio twice per contract year. Each model portfolio specifies allocation percentages to each of the subaccounts, any GPAs that make up that model portfolio. By participating in the asset allocation program, you authorize us to invest your contract value in the subaccounts, any GPAs according to the allocation percentages stated for the specific model portfolio you have selected. You also authorize us to automatically rebalance your contract value quarterly beginning three months after the effective date of your contract in order to maintain alignment with the allocation percentages specified in the model portfolio.

Special rules will apply to the GPAs if they are included in a model portfolio. Under these rules:

•	no MVA will apply when rebalancing occurs within a specific model portfolio (but an MVA may apply if you elect to transfer to a new model portfolio); and

•	no MVA will apply when you elect an annuity payout plan while your contract value is invested in a model portfolio (see “Guarantee Period Accounts — Market Value Adjustment”).

Under the asset allocation program, the subaccounts, any GPAs that make up the model portfolio you selected and the allocation percentages to those subaccounts, any GPAs will not change unless we adjust the composition of the model portfolio to reflect the liquidation, substitution or merger of an underlying fund, a change of investment objective by an underlying fund or when an underlying fund stops selling its shares to the variable account. We reserve the right to change the terms and conditions of the asset allocation program upon written notice to you.

If permitted under applicable securities law, we reserve the right to:

•	reallocate your current model portfolio to an updated version of your current model portfolio; or

•	substitute a fund of funds for your current model portfolio.

We also reserve the right to discontinue the asset allocation program. We will give you 30 days’ written notice of any such change.

If you elected to participate in the asset allocation program, you may discontinue your participation in the program at any time by giving us written notice. Upon cancellation, automated rebalancing associated with the asset allocation program will end. You can elect to participate in the asset allocation program again at any time.

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Appendix I: Guarantor Withdrawal Benefit for Life Rider

GUARANTOR WITHDRAWAL BENEFIT FOR LIFE RIDER
The Guarantor Withdrawal Benefit for Life rider is an optional benefit that you may select for an additional annual charge if(1):

•	you purchase your contract on or after May 1, 2006;

•	the rider is available in your state; and

•	you and the annuitant are 80 or younger on the date the contract is issued.

(1)	The Guarantor Withdrawal Benefit for Life rider is not available under an inherited qualified annuity.

You must elect the Guarantor Withdrawal Benefit for Life rider when you purchase your contract. The rider effective date will be the contract issue date.

The Guarantor Withdrawal Benefit for Life rider guarantees that you will be able to withdraw up to a certain amount each year from the contract, regardless of the investment performance of your contract before the annuity payments begin, until you have recovered at minimum all of your purchase payments. And, under certain limited circumstances defined in the rider, you have the right to take a specified amount of partial withdrawals in each contract year until death (see “At Death” heading below) — even if the contract value is zero.

Your contract provides for annuity payouts to begin on the annuitization start date (see “Buying Your Contract — The Annuitization Start Date”). Before the annuitization start date, you have the right to withdraw some or all of your contract value, less applicable administrative, surrender and rider charges imposed under the contract at the time of the withdrawal (see “Making the Most of Your Contract — Surrenders”). Because your contract value will fluctuate depending on the performance of the underlying funds in which the subaccounts invest, the contract itself does not guarantee that you will be able to take a certain withdrawal amount each year before the annuitization start date, nor does it guarantee the length of time over which such withdrawals can be made before the annuitization start date.

The Guarantor Withdrawal Benefit for Life rider may be appropriate for you if you intend to make periodic withdrawals from your annuity contract and wish to ensure that market performance will not adversely affect your ability to withdraw your principal over time.

Under the terms of the Guarantor Withdrawal Benefit for Life rider, the calculation of the amount which can be withdrawn in each contract year varies depending on several factors, including but not limited to the waiting period (see “Waiting period” heading below) and whether or not the lifetime withdrawal benefit has become effective:

(1)	The basic withdrawal benefit gives you the right to take limited partial withdrawals in each contract year and guarantees that over time the withdrawals will total an amount equal to, at minimum, your purchase payments. Key terms associated with the basic withdrawal benefit are “Guaranteed Benefit Payment (GBP),” “Remaining Benefit Payment (RBP),” “Guaranteed Benefit Amount (GBA),” and “Remaining Benefit Amount (RBA).” See these headings below for more information.

(2)	The lifetime withdrawal benefit gives you the right, under certain limited circumstances defined in the rider, to take limited partial withdrawals until the later of death (see “At Death” heading below) or until the RBA (under the basic withdrawal benefit) is reduced to zero. Key terms associated with the lifetime withdrawal benefit are “Annual Lifetime Payment (ALP),” “Remaining Annual Lifetime Payment (RALP),” “Covered Person,” and “Annual Lifetime Payment Attained Age (ALPAA).” See these headings below for more information.

Only the basic withdrawal benefit will be in effect prior to the date that the lifetime withdrawal benefit becomes effective. The lifetime withdrawal benefit becomes effective automatically on the rider anniversary date after the covered person reaches age 65, or the rider effective date if the covered person is age 65 or older on the rider effective date (see “Annual Lifetime Payment Attained Age (ALPAA)” heading below).

Provided annuity payouts have not begun, the Guarantor Withdrawal Benefit for Life rider guarantees that you may take the following partial withdrawal amounts each contract year:

•	After the waiting period and before the establishment of the ALP, the rider guarantees that each year you can cumulatively withdraw an amount equal to the GBP;

•	During the waiting period and before the establishment of the ALP, the rider guarantees that each year you can cumulatively withdraw an amount equal to the value of the RBP at the beginning of the contract year;

•	After the waiting period and after the establishment of the ALP, the rider guarantees that each year you have the option to cumulatively withdraw an amount equal the ALP or the GBP, but the rider does not guarantee withdrawals of the sum of both the ALP and the GBP in a contract year;

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•	During the waiting period and after the establishment of the ALP, the rider guarantees that each year you have the option to cumulatively withdraw an amount equal to the value of the RALP or the RBP at the beginning of the contract year, but the rider does not guarantee withdrawals of the sum of both the RALP and the RBP in a contract year.

If you withdraw less than the allowed partial withdrawal amount in a contract year, the unused portion cannot be carried over to the next contract year. As long as your partial withdrawals in each contract year do not exceed the annual partial withdrawal amount allowed under the rider, and there has not been a contract ownership change or spousal continuation of the contract, the guaranteed amounts available for partial withdrawals are protected (i.e., will not decrease).

If you withdraw more than the allowed partial withdrawal amount in a contract year, we call this an “excess withdrawal” under the rider. Excess withdrawals trigger an adjustment of a benefit’s guaranteed amount, which may cause it to be reduced (see “GBA Excess Withdrawal Processing,” “RBA Excess Withdrawal Processing,” and “ALP Excess Withdrawal Processing” headings below).

Please note that each of the two benefits has its own definition of the allowed annual withdrawal amount. Therefore a partial withdrawal may be considered an excess withdrawal for purposes of the lifetime withdrawal benefit only, the basic withdrawal benefit only, or both.

If your withdrawals exceed the greater of the RBP or the RALP, surrender charges under the terms of the contract may apply (see “Charges — Surrender Charges”). The amount we actually deduct from your contract value will be the amount you request plus any applicable surrender charge. Market value adjustments, if applicable, will also be made (see “Guarantee Period Accounts (GPAs) — Market Value Adjustment”). We pay you the amount you request. Any partial withdrawals you take under the contract will reduce the value of the death benefits (see “Benefits in Case of Death”). Upon full withdrawal of the contract, you will receive the remaining contract value less any applicable charges (see “Making the Most of Your Contract — Surrenders”).

The rider’s guaranteed amounts can be increased at the specified intervals if your contract value has increased. An annual step up feature is available at each contract anniversary, subject to certain conditions, and may be applied automatically to your contract or may require you to elect the step up (see “Annual Step Up” heading below). If you exercise the annual step up election, the spousal continuation step up election (see “Spousal Continuation Step Up” heading below) or change your Portfolio Navigator investment option, the rider charge may change (see “Charges”).

If you take withdrawals during the waiting period, any prior steps ups applied will be reversed and step ups will not be available until the third rider anniversary. You may take withdrawals after the waiting period without reversal of prior step ups.

You should consider whether the Guarantor Withdrawal Benefit for Life rider is appropriate for you because:

•	Lifetime Withdrawal Benefit Limitations: The lifetime withdrawal benefit is subject to certain limitations, including but not limited to:

(a)	Once the contract value equals zero, payments are made for as long as the oldest owner or annuitant is living (see “If Contract Value Reduces to Zero” heading below). However, if the contract value is greater than zero, the lifetime withdrawal benefit terminates at the first death of any owner or annuitant (see “At Death” heading below). Therefore, if there are multiple contract owners or the annuitant is not an owner, the rider may terminate or the lifetime withdrawal benefit may be reduced. This possibility may present itself when:

(i)	There are multiple contract owners — when one of the contract owners dies the benefit terminates even though other contract owners are still living (except if the contract is continued under the spousal continuation provision of the contract); or

(ii)	The owner and the annuitant are not the same persons — if the annuitant dies before the owner, the benefit terminates even though the owner is still living. This is could happen, for example, when the owner is younger than the annuitant. This risk increases as the age difference between owner and annuitant increases.

(b)	Excess withdrawals can reduce the ALP to zero even though the GBA, RBA, GBP and/or RBP values are greater than zero. If the both the ALP and the contract value are zero, the lifetime withdrawal benefit will terminate.

(c)	When the lifetime withdrawal benefit is first established, the initial ALP is based on the basic withdrawal benefit’s RBA at that time (see “Annual Lifetime Payment (ALP)” heading below), unless there has been a spousal continuation or ownership change. Any withdrawal you take before the ALP is established reduces the RBA and therefore may result in a lower amount of lifetime withdrawals you are allowed to take.

(d)	Withdrawals can reduce both the contract value and the RBA to zero prior to the establishment of the ALP. If this happens, the contract and the Guarantor Withdrawal Benefit for Life rider will terminate.

•	Use of Portfolio Navigator Program Required: You must be invested in one of the available PN program investment options. This requirement limits your choice of investments. This means you will not be able to allocate contract value to all

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of the subaccounts, GPAs or the one-year fixed account that are available under the contract to contract owners who do not elect this rider. (See “Making the Most of Your Contract — Portfolio Navigator Program.”) You may allocate purchase payments to the DCA fixed account, when available, and we will make monthly transfers into the investment option you have chosen. Subject to state restrictions, we reserve the right to limit the number of investment options from which you can select based on the dollar amount of purchase payments you make.

•	Limitations on Purchase of Other Riders under this Contract: If you select the Guarantor Withdrawal Benefit for Life rider, you may not elect the Accumulation Protector Benefit rider.

•	Non-Cancelable: Once elected, the Guarantor Withdrawal Benefit for Life rider may not be cancelled and the fee will continue to be deducted until the contract is terminated, the contract value reduces to zero (described below) or after the annuitization start date.

•	Limitations on Purchase Payments: We reserve the right to limit the cumulative amount of purchase payments, subject to state restrictions. For current purchase payment restrictions, please see “Buying Your Contract — Purchase Payments”.

•	Interaction with Total Free Amount (TFA) contract provision: The TFA is the amount you are allowed to withdraw from the contract in each contract year without incurring a surrender charge (see “Charges — Surrender Charge”). The TFA may be greater than the RBP or RALP under this rider. Any amount you withdraw under the contract’s TFA provision that exceeds the RBP or RALP is subject to the excess withdrawal processing described below for the GBA, RBA and ALP.

You should consult your tax advisor before you select this optional rider if you have any questions about the use of this rider in your tax situation:

•	Tax Considerations for Nonqualified Annuities: Under current federal income tax law, withdrawals under nonqualified annuities, including partial withdrawals taken from the contract under the terms of this rider, are treated less favorably than amounts received as annuity payments under the contract (see “Taxes — Nonqualified Annuities”). Withdrawals before age 59 1/2 may incur a 10% IRS early withdrawal penalty and may be considered taxable income.

•	Tax Considerations for Qualified Annuities: Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract (see “Taxes — Qualified Annuities — Required Minimum Distributions”). If you have a qualified annuity, you may need to take an RMD that exceeds the specified amount of withdrawal available under the rider. Partial withdrawals in any contract year that exceed the guaranteed amount available for withdrawal may reduce future benefits guaranteed under the rider. While the rider permits certain excess withdrawals to be made for the purpose of satisfying RMD requirements for this contract alone without reducing future benefits guaranteed under the rider, there can be no guarantee that changes in the federal income tax law after the effective date of the rider will not require a larger RMD to be taken, in which case, future guaranteed withdrawals under the rider could be reduced. Additionally, RMD rules follow the calendar year which most likely does not coincide with your contract year and therefore may limit when you can take your RMD and not be subject to excess withdrawal processing.

For owners subject to annual RMD rules under Section 401(a)(9) of the Code, the amounts you withdraw each year from this contract to satisfy these rules are not subject to excess withdrawal processing under the terms of the rider subject to the following rules and our current administrative practice:

(1)	If on the date we calculated your Annual Life Expectancy Required Minimum Distribution Amount (ALERMDA), it is greater than the RBP from the beginning of the current contract year,

•	Basic Additional Benefit Amount (BABA) will be set equal to that portion of your ALERMDA that exceeds the RBP from the beginning of the current contract year.

•	Any withdrawals taken in a contract year will count first against and reduce the RBP for that contract year.

•	Once the RBP for the current contract year has been depleted, any additional amounts withdrawn will count against and reduce the BABA. These withdrawals will not be considered excess withdrawals with regard to the GBA and RBA as long as they do not exceed the remaining BABA.

•	Once the BABA has been depleted, any additional withdrawal amounts will be considered excess withdrawals with regard to the GBA and RBA and will subject them all to the excess withdrawal processing described in the Guarantor Withdrawal Benefit for Life rider.

(2)	If on the date we calculated your ALERMDA, it is greater than the RALP from the beginning of the current Contract Year,

•	A Lifetime Additional Benefit Amount (LABA) will be set equal to that portion of your ALERMDA that exceeds the RALP from the beginning of the current contract year.

•	Any withdrawals taken in a contract year will count first against and reduce the RALP for that contract year.

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•	Once the RALP for the current contract year has been depleted, any additional amounts withdrawn will count against and reduce the LABA. These withdrawals will not be considered excess withdrawals with regard to the ALP as long as they do not exceed the remaining LABA.

•	Once the LABA has been depleted, any additional withdrawal amounts will be considered excess withdrawals with regard to the ALP and will subject the ALP to the excess withdrawal processing described by the Guarantor Withdrawal Benefit for Life rider.

(3)	If the ALP is established on a policy anniversary where your current ALERMDA is greater than the new RALP,

•	An initial LABA will be set equal to that portion of your ALERMDA that exceeds the new RALP.

•	This new LABA will be immediately reduced by the amount that total withdrawals in the current calendar year exceed the new RALP, but shall not be reduced to less than zero.

The Annual Life Expectancy Required Minimum Distribution Amount (ALERMDA) is:

(1)	determined by us each calendar year;

(2)	based solely on the value of the contract to which the Guarantor Withdrawal Benefit for Life rider is attached as of the date we make the determination; and

(3)	is otherwise based on the company’s understanding and interpretation of the requirements for life expectancy distributions intended to satisfy the required minimum distribution rules under Code Section 401(a)(9) and the Treasury Regulations promulgated thereunder, as applicable on the effective date of this prospectus, to:

1.	an individual retirement annuity (Section 408(b));

2.	a Roth individual retirement account (Section 408A);

3.	a Simplified Employee Pension plan (Section 408(k));

4.	a tax-sheltered annuity rollover (Section 403(b)).

We reserve the right to modify our administrative practice described above and will give you 30 days’ written notice of any such change.

In the future, the requirements under the Code for such distributions may change and the life expectancy amount calculation provided under your Guarantor Withdrawal Benefit for Life® rider may not be sufficient to satisfy the requirements under the Code for these types of distributions. In such a situation, amounts withdrawn to satisfy such distribution requirements will exceed your available RBP or RALP amount and may result in the reduction of your GBA, RBA, and/or ALP as described under the excess withdrawal provision of the rider.

In cases where the Code does not allow the life expectancy of a natural person to be used to calculate the required minimum distribution amount (e.g., ownership by a trust or a charity), we will calculate the life expectancy RMD amount calculated by us as zero in all years. The life expectancy required minimum distribution amount calculated by us will also equal zero in all years.

•	Limitations on TSAs: Your right to take withdrawals is restricted if your contract is a TSA (see “TSA — Special Provisions”).

For an example, see “Examples of Guarantor Withdrawal Benefit for Life” below.

Key terms and provisions of the Guarantor Withdrawal Benefit for Life rider are described below:
Partial Withdrawals: A withdrawal of an amount that does not result in a full withdrawal of the contract. The partial withdrawal amount is a gross amount and will include any surrender charge and any market value adjustment.

Waiting period: The period of time starting on the rider effective date during which the annual step up is not available if you take withdrawals. The current waiting period is three years.

Guaranteed Benefit Amount (GBA): The total cumulative amount available for partial withdrawals over the life of the rider under the basic withdrawal benefit. The maximum GBA is $5,000,000. The GBA cannot be withdrawn and is not payable as a death benefit. Rather, the GBA is an interim value used to calculate the amount available for withdrawals each year under the basic withdrawal benefit (see “Guaranteed Benefit Payment” below). At any time, the total GBA is the sum of the individual GBAs associated with each purchase payment.

The GBA is determined at the following times, calculated as described:

•	At contract issue — the GBA is equal to the initial purchase payment.

•	When you make additional purchase payments — each additional purchase payment has its own GBA equal to the amount of the purchase payment.

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•	At step up — (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

•	When an individual RBA is reduced to zero — the GBA that is associated with that RBA will also be set to zero.

•	When you make a partial withdrawal during the waiting period and after a step up — Any prior annual step ups will be reversed. Step up reversal means that the GBA associated with each purchase payment will be reset to the amount of that purchase payment. The step up reversal will only happen once during the waiting period, when the first partial withdrawal is made.

•	When you make a partial withdrawal at any time and the amount withdrawn is:

(a)	less than or equal to the total RBP — the GBA remains unchanged. If there have been multiple purchase payments, both the total GBA and each payment’s GBA remain unchanged.

(b)	is greater than the total RBP — GBA excess withdrawal processing will be applied to the GBA. If the partial withdrawal is made during the waiting period, the excess withdrawal processing is applied AFTER any previously applied annual step ups have been reversed.

GBA EXCESS WITHDRAWAL PROCESSING
The total GBA will automatically be reset to the lesser of (a) the total GBA immediately prior to the withdrawal; or (b) the contract value immediately following the withdrawal. If there have been multiple purchase payments, each payment’s GBA after the withdrawal will be reset to equal that payment’s RBA after the withdrawal plus (a) times (b), where:

(a)	is the ratio of the total GBA after the withdrawal less the total RBA after the withdrawal to the total GBA before the withdrawal less the total RBA after the withdrawal; and

(b)	is each payment’s GBA before the withdrawal less that payment’s RBA after the withdrawal.

Remaining Benefit Amount (RBA): Each withdrawal you make reduces the amount that is guaranteed by this rider as future withdrawals. At any point in time, the RBA equals the amount of GBA that remains available for withdrawals for the remainder of the contract’s life, and total RBA is the sum of the individual RBAs associated with each purchase payment. The maximum RBA is $5,000,000.

The RBA is determined at the following times, calculated as described:

•	At contract issue — the RBA is equal to the initial purchase payment.

•	When you make additional purchase payments — each additional purchase payment has its own RBA initially set equal to that payment’s GBA (the amount of the purchase payment).

•	At step up — (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

•	When you make a partial withdrawal during the waiting period and after a step up — Any prior annual step ups will be reversed. Step up reversal means that the RBA associated with each purchase payment will be reset to the amount of that purchase payment. The step up reversal will only happen once during the waiting period, when the first partial withdrawal is made.

•	When you make a partial withdrawal at any time and the amount withdrawn is:

(a)	less than or equal to the total RBP — the total RBA is reduced by the amount of the withdrawal. If there have been multiple purchase payments, each payment’s RBA is reduced in proportion to its RBP.

(b)	is greater than the total RBP — RBA excess withdrawal processing will be applied to the RBA. If the partial withdrawal is made during the waiting period, the excess withdrawal processing is applied AFTER any previously applied annual step ups have been reversed.

RBA EXCESS WITHDRAWAL PROCESSING
The total RBA will automatically be reset to the lesser of (a) the contract value immediately following the withdrawal, or (b) the total RBA immediately prior to the withdrawal, less the amount of the withdrawal.

If there have been multiple purchase payments, both the total RBA and each payment’s RBA will be reset. The total RBA will be reset according to the excess withdrawal processing described above. Each payment’s RBA will be reset in the following manner:

1.	The withdrawal amount up to the total RBP is taken out of each RBA bucket in proportion to its individual RBP at the time of the withdrawal; and

2.	The withdrawal amount above the total RBP and any amount determined by the excess withdrawal processing are taken out of each RBA bucket in proportion to its RBA at the time of the withdrawal.

Guaranteed Benefit Payment (GBP): At any time, the amount available for partial withdrawals in each contract year after the waiting period, until the RBA is reduced to zero, under the basic withdrawal benefit. At any point in time, each purchase

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payment has its own GBP, which is equal to the lesser of that payment’s RBA or 7% of that payment’s GBA, and the total GBP is the sum of the individual GBPs.

During the waiting period, the guaranteed annual withdrawal amount may be less than the GBP due to the limitations the waiting period imposes on your ability to utilize both annual step-ups and withdrawals (see “Waiting Period” heading above). The guaranteed annual withdrawal amount during the waiting period is equal to the value of the RBP at the beginning of the contract year.

The GBP is determined at the following times, calculated as described:

•	At contract issue — the GBP is established as 7% of the GBA value.

•	At each contract anniversary — each payment’s GBP is reset to the lesser of that payment’s RBA or 7% of that payment’s GBA value.

•	When you make additional purchase payments — each additional purchase payment has its own GBP equal to 7% of the purchase payment amount.

•	At step up — (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

•	When an individual RBA is reduced to zero — the GBP associated with that RBA will also be reset to zero.

•	When you make a partial withdrawal during the waiting period and after a step up — Any prior annual step ups will be reversed. Step up reversal means that the GBA and the RBA associated with each purchase payment will be reset to the amount of that purchase payment. Each payment’s GBP will be reset to 7% of that purchase payment. The step up reversal will only happen once during the waiting period, when the first partial withdrawal is made.

•	When you make a partial withdrawal at any time and the amount withdrawn is:

(a)	less than or equal to the total RBP — the GBP remains unchanged.

(b)	is greater than the total RBP — each payment’s GBP is reset to the lesser of that payment’s RBA or 7% of that payment’s GBA value, based on the RBA and GBA after the withdrawal. If the partial withdrawal is made during the waiting period, the excess withdrawal processing is applied AFTER any previously applied annual step ups have been reversed.

Remaining Benefit Payment (RBP): The amount available for partial withdrawals for the remainder of the contract year under the basic withdrawal benefit. At any point in time, the total RBP is the sum of the RBPs for each purchase payment. During the waiting period, when the guaranteed amount maybe less than the GBP, the value of the RBP at the beginning of the contract year will be that amount that is actually guaranteed each contract year.

The RBP is determined at the following times, calculated as described:

•	At the beginning of each contract year during the waiting period and prior to any withdrawal — the RBP for each purchase payment is set equal to that purchase payment multiplied by 7%.

•	At the beginning of any other contract year — the RBP for each purchase payment is set equal to that purchase payment’s GBP.

•	When you make additional purchase payments — each additional purchase payment has its own RBP equal to that payment’s GBP.

•	At step up — (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

•	At spousal continuation — (see “Spousal Option to Continue the Contract” heading below).

•	When an individual RBA is reduced to zero — the RBP associated with that RBA will also be reset to zero.

•	When you make any partial withdrawal — the total RBP is reset to equal the total RBP immediately prior to the partial withdrawal less the amount of the partial withdrawal, but not less than zero. If there have been multiple purchase payments, each payment’s RBP is reduced proportionately. If you withdraw an amount greater than the RBP, GBA excess withdrawal processing and RBA excess withdrawal processing are applied and the amount available for future partial withdrawals for the remainder of the contract’s life may be reduced by more than the amount of withdrawal. When determining if a withdrawal will result in the excess withdrawal processing, the applicable RBP will not yet reflect the amount of the current withdrawal.

Covered Person: The person whose life is used to determine when the ALP is established, and the duration of the ALP payments. The covered person is the oldest contract owner or annuitant. The covered person may change during the contract’s life if there is a spousal continuation or a change of contract ownership. If the covered person changes, we recompute the benefits guaranteed by the rider, based on the life of the new covered person, which may reduce the amount of the lifetime withdrawal benefit.

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Annual Lifetime Payment Attained Age (ALPAA): The covered person’s age after which time the lifetime benefit can be established. Currently, the lifetime benefit can be established on the later of the contract effective date or the contract anniversary date on/following the date the covered person reaches age 65.

Annual Lifetime Payment (ALP): Once established, the ALP at any time is the amount available for withdrawals in each contract year after the waiting period until the later of death (see “At Death” heading below), or the RBA is reduced to zero, under the lifetime withdrawal benefit. The maximum ALP is $300,000. Prior to establishment of the ALP, the lifetime withdrawal benefit is not in effect and the ALP is zero.

During the waiting period, the guaranteed annual lifetime withdrawal amount may be less than the ALP due to the limitations the waiting period imposes on your ability to utilize both annual step-ups and withdrawals (see “Waiting Period” heading above). The guaranteed annual lifetime withdrawal amount during the waiting period is equal to the value of the RALP at the beginning of the contract year.

The ALP is determined at the following times:

•	The later of the contract effective date or the contract anniversary date on/following the date the covered person reaches age 65 — the ALP is established as 6% of the total RBA.

•	When you make additional purchase payments — each additional purchase payment increases the ALP by 6% of the amount of the purchase payment.

•	At step ups — (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

•	At contract ownership change — (see “Spousal Option to Continue the Contract” and “Contract Ownership Change” headings below).

•	When you make a partial withdrawal during the waiting period and after a step up — Any prior annual step ups will be reversed. Step up reversal means that the ALP will be reset to equal total purchase payments multiplied by 6%. The step up reversal will only happen once during the waiting period, when the first partial withdrawal is made.

•	When you make a partial withdrawal at any time and the amount withdrawn is:

(a)	less than or equal to the RALP — the ALP remains unchanged.

(b)	is greater than the RALP — ALP excess withdrawal processing will be applied to the ALP. If the partial withdrawal is made during the waiting period, the excess withdrawal processing are applied AFTER any previously applied annual step ups have been reversed.

ALP EXCESS WITHDRAWAL PROCESSING
The ALP is reset to the lesser of the ALP immediately prior to the withdrawal, or 6% of the contract value immediately following the withdrawal.

Remaining Annual Lifetime Payment (RALP): The amount available for partial withdrawals for the remainder of the contract year under the lifetime withdrawal benefit. During the waiting period, when the guaranteed annual withdrawal amount may be less than the ALP, the value of the RALP at the beginning of the contract year will be the amount that is actually guaranteed each contract year. Prior to establishment of the ALP, the lifetime withdrawal benefit is not in effect and the RALP is zero.

The RALP is determined at the following times:

•	The later of the contract effective date or the contract anniversary date following the date the covered person reaches age 65, and:

(a)	During the waiting period and prior to any withdrawals — the RALP is established equal to 6% of purchase payments.

(b)	At any other time — the RALP is established equal to the ALP.

•	At the beginning of each contract year during the waiting period and prior to any withdrawals — the RALP is set equal to the total purchase payments, multiplied by 6%.

•	At the beginning of any other contract year — the RALP is set equal to ALP.

•	When you make additional purchase payments — each additional purchase payment increases the RALP by 6% of the amount of the purchase payment.

•	At step ups — (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

•	When you make any partial withdrawal — the RALP equals the RALP immediately prior to the partial withdrawal less the amount of the partial withdrawal, but not less than zero. If you withdraw an amount greater than the RALP, ALP excess withdrawal processing is applied and the amount available for future partial withdrawals for the remainder of the

RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS 135

contract’s life may be reduced by more than the amount of withdrawal. When determining if a withdrawal will result in excess withdrawal processing, the applicable RALP will not yet reflect the amount of the current withdrawal.

Step Up Date: The date any step up becomes effective, and depends on the type of step up being applied (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

Annual Step Up: Beginning with the first contract anniversary, an increase of the GBA, RBA, GBP, RBP, ALP, and/or RALP values may be available. A step up does not create contract value, guarantee the performance of any investment option, or provide a benefit that can be withdrawn or paid upon death. Rather, a step up determines the current values of the GBA, RBA, GBP, RBP, ALP, and RALP, and may extend the payment period or increase the allowable payment.

The annual step up is subject to the following rules:

•	The annual step up is available when the RBA or, if established, the ALP, would increase on the step up date.

•	Only one step up is allowed each contract year.

•	If you take any withdrawals during the waiting period, any previously applied step ups will be reversed and the Annual step up will not be available until the end of the waiting period.

•	If the application of the step up does not increase the rider charge, the annual step up will be automatically applied to your contract, and the step up date is the contract anniversary date.

•	If the application of the step up would increase the rider charge, the annual step up is not automatically applied. Instead, you have the option to step up for 30 days after the contract anniversary. If you exercise the elective annual step up option, you will pay the rider charge in effect on the step up date. If you wish to exercise the elective annual step up option, we must receive a request from you or your investment professional. The step up date is the date we receive your request to step up. If your request is received after the close of business, the step up date will be the next valuation day.

•	The ALP and RALP are not eligible for step ups until they are established. Prior to being established, the ALP and RALP values are both zero.

•	Please note it is possible for the ALP and RALP to step up even if the RBA or GBA do not step up, and it is also possible for the RBA and GBA to step up even if the ALP or RALP do not step up.

The annual step up resets the GBA, RBA, GBP, RBP, ALP and RALP values as follows:

•	The total RBA will be reset to the greater of the total RBA immediately prior to the step up date or the contract value on the step up date.

•	The total GBA will be reset to the greater of the total GBA immediately prior to the step up date or the contract value on the step up date.

•	The total GBP will be reset using the calculation as described above based on the increased GBA and RBA.

•	The total RBP will be reset as follows:

(a)	During the waiting period and prior to any withdrawals, the RBP will not be affected by the step up.

(b)	At any other time, the RBP will be reset as the increased GBP less all prior withdrawals made in the current contract year, but never less than zero.

•	The ALP will be reset to the greater of the ALP immediately prior to the step up date or 6% of the contract value on the step up date.

•	The RALP will be reset as follows:

(a)	During the waiting period and prior to any withdrawals, the RALP will not be affected by the step up.

(b)	At any other time, the RALP will be reset as the increased ALP less all prior withdrawals made in the current contract year, but never less than zero.

Spousal Option to Continue the Contract: If a surviving spouse elects to continue the contract, the Guarantor Withdrawal Benefit for Life rider also continues. When the spouse elects to continue the contract, any remaining waiting period is cancelled; the covered person will be re-determined and is the covered person referred to below; and the GBA, RBA, GBP, RBP, ALP and RALP values are affected as follows:

•	The GBA, RBA, and GBP values remain unchanged.

•	The RBP is automatically reset to the GBP less all prior withdrawals made in the current contract year, but not less than zero.

•	If the ALP has not yet been established and the new covered person has not yet reached age 65 as of the date of continuation — the ALP will be established on the contract anniversary following the date the covered person reaches age 65 as the lesser of the RBA or the contract anniversary value, multiplied by 6%. The RALP will be established on the same date equal to the ALP.

 136  RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS

•	If the ALP has not yet been established but the new covered person is age 65 or older as of the date of continuation — the ALP will be established on the date of continuation as the lesser of the RBA or the contract value, multiplied by 6%. The RALP will be established on the same date in an amount equal to the ALP less all prior partial withdrawals made in the current contract year, but will never be less than zero.

•	If the ALP has been established but the new covered person has not yet reached age 65 as of the date of continuation — the ALP and RALP will be automatically reset to zero for the period of time beginning with the date of continuation and ending with the contract anniversary following the date the covered person reaches age 65. At the end of this time period, the ALP will be reset to the lesser of the RBA or the anniversary contract value, multiplied by 6%, and the RALP will be reset to equal the ALP.

•	If the ALP has been established and the new covered person is age 65 or older as of the date of continuation — the ALP will be automatically reset to the lesser of the current ALP or 6% of the contract value on the date of continuation. The RALP will be reset to the ALP less all prior withdrawals made in the current contract year, but not less than zero.

Please note that the lifetime withdrawal benefit amount may be reduced as a result of the spousal continuation.

Spousal Continuation Step Up: If a surviving spouse elects to continue the contract, another elective step up option becomes available. To exercise the step up, the spouse or the spouse’s investment professional must submit a request within 30 days of the date of continuation. The step up date is the date we receive the spouse’s request to step up. If the request is received after the close of business, the step up date will be the next valuation day. The GBA, RBA, GBP, RBP, ALP and RALP will be reset in the same fashion as the annual step up.

The spousal continuation step up is subject to the following rules:

•	If the spousal continuation step up option is exercised and we have increased the charge for the rider, the spouse will pay the charge that is in effect on the step up date.

It is our current administrative practice to process the spousal continuation step up as described in the next paragraph; however, we reserve the right to discontinue our administrative practice and will give you 30 days’ written notice of any such change.

At the time of spousal continuation, a step-up may be available. All annual step-up rules (see “Annual Step-Up” heading above), other than those that apply to the waiting period, also apply to the spousal continuation step-up. If the spousal continuation step-up is processed automatically, the step-up date is the valuation date spousal continuation is effective. If not, the spouse must elect the step up and must do so within 30 days of the spousal continuation date. If the spouse elects the spousal continuation step up, the step-up date is the valuation date we receive the spouse’s written request to step-up if we receive the request by the close of business on that day, otherwise the next valuation date.

If Contract Value Reduces to Zero: If the contract value reduces to zero and the total RBA remains greater than zero, you will be paid in the following scenarios:

1)	The ALP has not yet been established and the contract value is reduced to zero for any reason other than full withdrawal of the contract. In this scenario, you can choose to:

(a)	receive the remaining schedule of GBPs until the RBA equals zero; or

(b)	wait until the rider anniversary on/following the date the covered person reaches age 65, and then receive the ALP annually until the latter of (i) the death of the covered person, or (ii) the RBA is reduced to zero.

We will notify you of this option. If no election is made, the ALP will be paid.

2)	The ALP has been established and the contract value reduces to zero as a result of fees or charges, or a withdrawal that is less than or equal to both the RBP and the RALP. In this scenario, you can choose to receive:

(a)	the remaining schedule of GBPs until the RBA equals zero; or

(b)	the ALP annually until the latter of (i) the death of the covered person, or (ii) the RBA is reduced to zero. We will notify you of this option. If no election is made, the ALP will be paid.

3)	The ALP has been established and the contract value falls to zero as a result of a withdrawal that is greater than the RALP but less than or equal to the RBP. In this scenario, the remaining schedule of GBPs will be paid until the RBA equals zero.

4)	The ALP has been established and the contract value falls to zero as a result of a partial withdrawal that is greater than the RBP but less than or equal to the RALP. In this scenario, the ALP will be paid annually until the death of the covered person.

Under any of these scenarios:

•	The annualized amounts will be paid to you in the frequency you elect. You may elect a frequency offered by us at the time payments begin. Available payment frequencies will be no less frequent than annually;

•	We will no longer accept additional purchase payments;

•	You will no longer be charged for the rider;

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•	Any attached death benefit riders will terminate; and

•	The death benefit becomes the remaining payments, if any, until the RBA is reduced to zero.

The Guarantor Withdrawal Benefit for Life rider and the contract will terminate under either of the following two scenarios:

•	If the contract value falls to zero as a result of a withdrawal that is greater than both the RALP and the RBP. This is full withdrawal of the contract.

•	If the contract value falls to zero as a result of a withdrawal that is greater than the RALP but less than or equal to the RBP, and the total RBA is reduced to zero.

At Death: If the contract value is greater than zero when the death benefit becomes payable, the beneficiary may elect to take the death benefit as a lump sum under the terms of the contract (see “Benefits in Case of Death”) or the annuity payout option (see “Guaranteed Withdrawal Benefit Annuity Payout Option” heading below).

If the contract value equals zero and the death benefit becomes payable, the following will occur:

•	If the RBA is greater than zero and the owner has been receiving the GBP each year, the GBP will continue to be paid to the beneficiary until the RBA equals zero.

•	If the covered person dies and the RBA is greater than zero and the owner has been receiving the ALP each year, the ALP will continue to be paid to the beneficiary until the RBA equals zero.

•	If the covered person is still alive and the RBA is greater than zero and the owner has been receiving the ALP each year, the ALP will continue to be paid to the beneficiary until the later of the death of the covered person or the RBA equals zero.

•	If the covered person is still alive and the RBA equals zero and the owner has been receiving the ALP each year, the ALP will continue to be paid to the beneficiary until the death of the covered person.

•	If the covered person dies and the RBA equals zero, the benefit terminates. No further payments will be made.

Contract Ownership Change: If the contract changes ownership (see “Changing Ownership”), the covered person will be redetermined and is the covered person referred to below. The GBA, RBA, GBP, RBP values will remain unchanged. The ALP and RALP will be reset as follows. Our current administrative practice is to only reset the ALP and RALP if the covered person changes due to the ownership change.

•	If the ALP has not yet been established and the new covered person has not yet reached age 65 as of the ownership change date — the ALP and the RALP will be established on the contract anniversary following the date the covered person reaches age 65. The ALP will be set equal to the lesser of the RBA or the anniversary contract value, multiplied by 6%. If the anniversary date occurs during the waiting period and prior to a withdrawal, the RALP will be set to the lesser of the ALP or total purchase payments multiplied by 6%. If the anniversary date occurs at any other time, the RALP will be set to the ALP.

•	If the ALP has not yet been established but the new covered person is age 65 or older as of the ownership change date — the ALP and the RALP will be established on the ownership change date. The ALP will be set equal to the lesser of the RBA or the contract value, multiplied by 6%. If the ownership change date occurs during the waiting period and prior to a withdrawal, the RALP will be set equal to the lesser of the ALP or total purchase payments multiplied by 6%. If the ownership change date occurs at any other time, the RALP will be set equal to the ALP less all prior withdrawals made in the current contract year but not less than zero.

•	If the ALP has been established but the new covered person has not yet reached age 65 as of the ownership change date — the ALP and the RALP will be reset to zero for the period of time beginning with the ownership change date and ending with the contract anniversary following the date the covered person reaches age 65. At the end of this time period, the ALP will be reset to the lesser of the RBA or the anniversary contract value, multiplied by 6%. If the time period ends during the waiting period and prior to any withdrawals, the RALP will be reset to the lesser of the ALP or total purchase payments multiplied by 6%. If the time period ends at any other time, the RALP will be reset to the ALP.

•	If the ALP has been established and the new covered person is age 65 or older as of the ownership change date — the ALP and the RALP will be reset on the ownership change date. The ALP will be reset to the lesser of the current ALP or 6% of the contract value. If the ownership change date occurs during the waiting period and prior to a withdrawal, the RALP will be reset to the lesser of the ALP or total purchase payments multiplied by 6%. If the ownership change date occurs at any other time, the RALP will be reset to the ALP less all prior withdrawals made in the current contract year but not less than zero.

Please note that the lifetime withdrawal benefit amount may be reduced as a result of the ownership change.

Guaranteed Withdrawal Benefit Annuity Payout Option: Several annuity payout plans are available under the contract. As an alternative to these annuity payout plans, a fixed annuity payout option is available under the Guarantor Withdrawal Benefit for Life® rider.

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Under this option the amount payable each year will be equal to the remaining schedule of GBPs, but the total amount paid over the life of the annuity will not exceed the current total RBA at the time you begin this fixed annuity payout option. These annualized amounts will be paid in the frequency that you elect. The frequencies will be among those offered by us at that time but will be no less frequent than annually. If, at the death of the owner, total payouts have been made for less than the RBA, the remaining payouts will be paid to the beneficiary (see “The Annuity Payout Period” and “Taxes”).

This option may not be available if the contract is issued to qualify under Section 403 or 408 of the Code, as amended. For such contracts, this option will be available only if the guaranteed payment period is less than the life expectancy of the owner at the time the option becomes effective. Such life expectancy will be computed under the mortality table we then use to determine current life annuity purchase rates under the contract to which this rider is attached.

This annuity payout option may also be elected by the beneficiary of a contract as a settlement option.

Whenever multiple beneficiaries are designated under the contract, each such beneficiary’s share of the proceeds if they elect this option will be in proportion to their applicable designated beneficiary percentage. Beneficiaries of nonqualified contracts may elect this settlement option subject to the distribution requirements of the contract. We reserve the right to adjust the future schedule of GBPs if necessary to comply with the Code.

RIDER TERMINATION
The Guarantor Withdrawal Benefit for Life rider cannot be terminated either by you or us except as follows:

1.	Annuity payouts under an annuity payout plan will terminate the rider.

2.	Termination of the contract for any reason will terminate the rider.

EXAMPLES OF THE GUARANTOR WITHDRAWAL BENEFIT FOR LIFE

Example #1: Covered person has not reached age 65 at the time the contract and rider are purchased.

Assumptions:

•	You purchase the contract with a payment of $100,000.

•	You are the sole owner and also the annuitant. You are age 60.

•	You make no additional payments to the contract.

•	Automatic annual step-ups are applied each anniversary when available, where the contract value is greater than the RBA and/or 6% of the contract value is greater than the ALP. Applied annual step-ups are indicated in bold.

			Hypothetical
Contract			Assumed
Duration	Purchase	Partial	Contract	Basic Withdrawal Benefit						Lifetime Withdrawal Benefit
in Years	Payments	Withdrawals	Value	GBA		RBA		GBP	RBP	ALP			RALP

At Issue	$100,000	$ N/A	$100,000	$100,000		$100,000		$7,000	$7,000	$	N/A		$	N/A

0.5	0	7,000	92,000	100,000		93,000		7,000	0		N/A			N/A

1	0	0	91,000	100,000		93,000		7,000	7,000		N/A			N/A

1.5	0	7,000	83,000	100,000		86,000		7,000	0		N/A			N/A

2	0	0	81,000	100,000		86,000		7,000	7,000		N/A			N/A

5	0	0	75,000	100,000		86,000		7,000	7,000		5,160	(1)		5,160	(1)

5.5	0	5,160	70,000	100,000		80,840		7,000	1,840		5,160			0

6	0	0	69,000	100,000		80,840		7,000	7,000		5,160			5,160

6.5	0	7,000	62,000	100,000		73,840		7,000	0		3,720	(2)		0

7	0	0	70,000	100,000		73,840		7,000	7,000		4,200			4,200

7.5	0	10,000	51,000	51,000	(3)	51,000	(3)	3,570	0		3,060	(3)		0

8	0	0	55,000	55,000		55,000		3,850	3,850		3,300			3,300

At this point, assuming no additional activity (step ups, excess withdrawals, purchase payments, spousal continuation or contract ownership change), you can continue to withdraw up to either the GBP of $3,850 each year until the RBA is reduced to zero, or the ALP of $3,300 each year until the later of your death or the RBA is reduced to zero.

(1)	The ALP and RALP are established on the contract anniversary date following the date the covered person reaches age 65.
(2)	The $7,000 withdrawal is greater than the $5,160 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the ALP, resetting the ALP to the lesser of the prior ALP or 6% of the contract value following the withdrawal.
(3)	The $10,000 withdrawal is greater than both the $7,000 RBP allowed under the basic withdrawal benefit and the $4,200 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the GBA, RBA, and ALP. The GBA is reset to the lesser of the prior GBA or the contract value following the withdrawal. The RBA is reset to the lesser of the prior RBA less the withdrawal or the contract value following the withdrawal. The ALP is reset to the lesser of the prior ALP or 6% of the contract value following the withdrawal.

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Example #2: Covered person has reached 65 at the time the contract and rider are purchased.

Assumptions:

•	You purchase the contract with a payment of $100,000.

•	You are the sole owner and also the annuitant. You are age 65.

•	You make no additional payments to the contract.

•	Automatic annual step-ups are applied each anniversary when available, where the contract value is greater than the RBA and/or 6% of the contract value is greater than the ALP. Applied annual step-ups are indicated in bold.

			Hypothetical
Contract			Assumed
Duration	Purchase	Partial	Contract	Basic Withdrawal Benefit							Lifetime Withdrawal Benefit
in Years	Payments	Withdrawals	Value	GBA		RBA		GBP	RBP		ALP		RALP

At Issue	$100,000	$ N/A	$100,000	$100,000		$100,000		$7,000	$7,000		$6,000		$6,000

1	0	0	105,000	105,000		105,000		7,350	7,000	(1)	6,300		6,000	(1)

2	0	0	110,000	110,000		110,000		7,700	7,000	(1)	6,600		6,000	(1)

3	0	0	110,000	110,000		110,000		7,700	7,700	(2)	6,600		6,600	(2)

3.5	0	6,600	110,000	110,000		103,400		7,700	1,100		6,600		0

4	0	0	115,000	115,000		115,000		8,050	8,050		6,900		6,900

4.5	0	8,050	116,000	115,000		106,950		8,050	0		6,900	(3)	0

5	0	0	120,000	120,000		120,000		8,400	8,400		7,200		7,200

5.5	0	10,000	122,000	120,000	(4)	110,000	(4)	8,400	0		7,200	(4)	0

6	0	0	125,000	125,000		125,000		8,750	8,750		7,500		7,500

At this point, assuming no additional activity (step ups, excess withdrawals, purchase payments, spousal continuation or contract ownership change), you can continue to withdraw up to either the GBP of $8,750 each year until the RBA is reduced to zero, or the ALP of $7,500 each year until the later of your death or the RBA is reduced to zero.

(1)	The annual step-up has not been applied to the RBP or RALP because any withdrawal after step up during the waiting period would reverse any prior step ups prior to determining if the withdrawal is excess. Therefore, during the waiting period, the RBP is the amount you can withdraw without incurring the GBA and RBA excess withdrawal processing, and the RALP is the amount you can withdraw without incurring the ALP excess withdrawal processing.
(2)	On the third anniversary (after the end of the waiting period), the RBP and RALP are set equal to the GBP and ALP, respectively.
(3)	The $8,050 withdrawal is greater than the $6,900 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the ALP, resetting the ALP to the lesser of the prior ALP or 6% of the contract value following the withdrawal.
(4)	The $10,000 withdrawal is greater than both the $8,400 RBP allowed under the basic withdrawal benefit and the $7,200 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the GBA, RBA, and ALP. The GBA is reset to the lesser of the prior GBA or the contract value following the withdrawal. The RBA is reset to the lesser of the prior RBA less the withdrawal or the contract value following the withdrawal. The ALP is reset to the lesser of the prior ALP or 6% of the contract value following the withdrawal.

 140  RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS

Appendix J: Guarantor Withdrawal Benefit Rider

GUARANTOR® WITHDRAWAL BENEFIT RIDER
We have offered two versions of the Guarantor Withdrawal Benefit that have been referred to in previous disclosure as Rider A and Rider B. The description of the Guarantor Withdrawal Benefit in this section applies to both Rider A and Rider B, unless noted otherwise. Rider B is no longer available for purchase.

The Guarantor® Withdrawal Benefit is an optional benefit that was offered for an additional annual charge if (1):

Rider A

•	you purchase(d) your contract on or after April 30, 2005 in those states where the SecureSource rider and/or the Guarantor Withdrawal Benefit for Life rider are/were not available;

•	you and the annuitant were 79 or younger on the date the contract was issued.

Rider B (no longer available for purchase)

•	you purchased your contract prior to April 29, 2005;

•	the rider was available in your state; and

•	you and the annuitant were 79 or younger on the date the contract was issued.

(1)	The Guarantor Withdrawal Benefit is not available under an inherited qualified annuity.

You must elect the Guarantor Withdrawal Benefit rider when you purchase your contract (original rider). The original rider you receive at contract issue offers an elective annual step-up and any withdrawal after a step up during the first three years is considered an excess withdrawal, as described below. The rider effective date of the original rider is the contract issue date.

We will offer you the option of replacing the original rider with a new Guarantor Withdrawal Benefit (enhanced rider), if available in your state. The enhanced rider offers an automatic annual step-up and a withdrawal after a step up during the first three years is not necessarily an excess withdrawal, as described below. The effective date of the enhanced rider will be the contract issue date except for the automatic step-up which will apply to contract anniversaries that occur after you accept the enhanced rider. The descriptions below apply to both the original and enhanced riders unless otherwise noted.

The Guarantor Withdrawal Benefit initially provides a guaranteed minimum withdrawal benefit that gives you the right to take limited partial withdrawals in each contract year that over time will total an amount equal to your purchase payments. Certain withdrawals and step ups, as described below, can cause the initial guaranteed withdrawal benefit to change. The guarantee remains in effect if your partial withdrawals in a contract year do not exceed the allowed amount. As long as your withdrawals in each contract year do not exceed the allowed amount, you will not be assessed a surrender charge. Under the original rider, the allowed amount is the Guaranteed Benefit Payment (GBP — the amount you may withdraw under the terms of the rider in each contract year, subject to certain restrictions prior to the third contract anniversary, as described below). Under the enhanced rider, the allowed amount is equal to 7% of purchase payments for the first three years, and the GBP in all other years.

If you withdraw an amount greater than the allowed amount in a contract year, we call this an “excess withdrawal” under the rider. If you make an excess withdrawal under the rider:

•	surrender charges, if applicable, will apply only to the amount of the withdrawal that exceeds the allowed amount;

•	the guaranteed benefit amount will be adjusted as described below; and

•	the remaining benefit amount will be adjusted as described below.

For a partial withdrawal that is subject to a surrender charge, the amount we actually deduct from your contract value will be the amount you request plus any applicable surrender charge (see “Charges — Surrender Charge”). Market value adjustments, if applicable, will also be made (see “Guarantee Period Accounts (GPAs) — Market Value Adjustment”). We pay you the amount you request. Any partial withdrawals you take under the contract will reduce the value of the death benefits (see “Benefits in Case of Death”). Upon full withdrawal of the contract, you will receive the remaining contract value less any applicable charges (see “Surrenders”).

Once elected, the Guarantor Withdrawal Benefit rider may not be cancelled and the fee will continue to be deducted until the contract is terminated, the contract value reduces to zero (described below) or annuitization start date. If you select the Guarantor Withdrawal Benefit rider, you may not select an Income Assurer Benefit rider or the Accumulation Protector Benefit rider. If you exercise the annual step up election (see “Elective Step Up” and “Annual Step Up” below), the special spousal continuation step up election (see “Spousal Continuation and Special Spousal Continuation Step Up” below) or change your Portfolio Navigator model portfolio, the rider charge may change (see “Charges”).

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You should consider whether the Guarantor Withdrawal Benefit is appropriate for you because:

•	Use of Portfolio Navigator Program Required: You must participate in the Portfolio Navigator program if you purchase a contract on or after May 1, 2006 with this rider (see “Making the Most of Your Contract — Portfolio Navigator Program”). If you selected this Guarantor Withdrawal Benefit rider before May 1, 2006, you must participate in the asset allocation program (see “Appendix H: Asset Allocation Program for Contracts Purchased Before May 1, 2006”), however, you may elect to participate in the Portfolio Navigator program after May 1, 2006. The Portfolio Navigator program and the asset allocation program limit your choice of subaccounts, one-year fixed account and GPAs (if available) to PN program investment options you have selected. This means you will not be able to allocate contract value to all of the subaccounts, GPAs or the one-year fixed account that are available under the contract to contract owners who do not elect this rider. You may allocate purchase payments to the DCA fixed account, when available, and we will make monthly transfers into the investment option you have chosen.

•	Limitations on Purchase Payments: We reserve the right to limit the cumulative amount of purchase payments, subject to state restrictions. For current purchase payment restrictions, please see “Buying Your Contract — Purchase Payments”.

•	Interaction with the Total Free Amount (FA) contract provision: The FA is the amount you are allowed to withdraw in each contract year without incurring a withdrawal charge (see “Charges — Surrender Charge”). The FA may be greater than GBP under this rider. Any amount you withdraw under the contract’s FA provision that exceeds the GBP is subject to the excess withdrawal processing for the GBA and RBA described below.

•	Rider A — Limitations on Purchase of Other Riders under this Contract: If you select the Guarantor Withdrawal Benefit rider, you may not elect the Accumulation Protector Benefit rider.

•	Non-Cancelable: Once elected, the Guarantor Withdrawal Benefit rider may not be cancelled and the fee will continue to be deducted until the contract is terminated, the contract value reduces to zero (described below) or after the annuitization start date.

You should consult your tax advisor if you have any questions about the use of this rider in your tax situation:

•	Tax Considerations for Non-Qualified Annuities: Withdrawals before age 59 1/2 may incur a 10% IRS early withdrawal penalty and may be considered taxable income;

•	Tax Considerations for Qualified Annuities: Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract (see “Taxes — Qualified Annuities — Required Minimum Distributions”). If you have a qualified annuity, you may need to take an RMD. If you make a withdrawal in any contract year to satisfy an RMD, this may constitute an excess withdrawal, as defined below, and the excess withdrawal processing described below will apply. Under the terms of the enhanced rider, we allow you to satisfy the RMD based on the life expectancy RMD for your contract and the requirements of the Code and regulations in effect when you purchase your contract, without the withdrawal being treated as an excess withdrawal. It is our current administrative practice to make the same accommodation under the original rider, however, we reserve the right to discontinue our administrative practice and will give you 30 days’ written notice of any such change.

For owners subject to RMD rules under Section 401(a)(9), our current administrative practice under both the original and the enhanced riders is to allow amounts you withdraw to satisfy these rules without applying excess withdrawal processing under terms of the rider, subject to the following rules:

(1)	If your Annual Life Expectancy Required Minimum Distribution Amount (ALERMDA) is greater than the RBP from the beginning of the current contract year, an Additional Benefit Amount (ABA) will be set equal to that portion of your ALERMDA that exceeds the RBP.

(2)	Any withdrawals taken in a contract year will count first against and reduce the RBP for that contract year.

(3)	Once the RBP for the current contract year has been depleted, any additional amounts withdrawn will count against and reduce any ABA. These withdrawals will not be considered excess withdrawals as long as they do not exceed the remaining ABA.

(4)	Once the ABA has been depleted, any additional withdrawal amounts will be considered excess withdrawals and will initiate the excess withdrawal processing described in the Guarantor Withdrawal Benefit rider.

The Annual Life Expectancy Required Minimum Distribution Amount (ALERMDA) is:

(1)	determined by us each calendar year;

(2)	based solely on the value of the contract to which the Guarantor Withdrawal Benefit rider is attached as of the date we make the determination; and

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(3)	based on the company’s understanding and interpretation of the requirements for life expectancy distributions intended to satisfy the required minimum distribution rules under Section 401(a)(9) and the Treasury Regulations promulgated thereunder, as applicable, on the effective date of this prospectus to:

1.	an individual retirement annuity (Section 408(b));

2.	a Roth individual retirement account (Section 408A);

3.	a Simplified Employee Pension plan (Section 408(k));

4.	a tax-sheltered annuity rollover (Section 403(b)).

We reserve the right to modify our administrative practice described above and will give you 30 days’ written notice of any such change.

In the future, the requirements under the Code for such distributions may change and the life expectancy amount calculation provided under your Guarantor Withdrawal Benefit rider may not be sufficient to satisfy the requirements under the Code for these types of distributions. In such a situation, amounts withdrawn to satisfy such distribution requirements will exceed your RBP amount and may result in the reduction of your GBA and RBA as described under the excess withdrawal provision of the rider.

Please note that RMD rules follow the calendar year which most likely does not coincide with your contract year and therefore may limit when you can take your RMD and not be subject to excess withdrawal processing.

In cases where the Code does not allow the life expectancy of a natural person to be used to calculate the required minimum distribution amount (e.g. ownership by a trust or a charity), we will calculate the life expectancy RMD amount calculated by us as zero in all years. The life expectancy required minimum distribution amount calculated by us will also equal zero in all years.

•	Limitations on TSAs: Your right to take withdrawals is restricted if your contract is a TSA (see “TSA — Special Provisions”). You should consult your tax advisor before you select this optional rider if you have any questions about the use of this rider in your tax situation.

The terms “Guaranteed Benefit Amount” and “Remaining Benefit Amount” are described below. Each is used in the operation of the GBP, the RBP, the elective step up, the annual step up, the special spousal continuation step up and the Guaranteed Withdrawal Benefit Annuity Payout Option.

Guaranteed Benefit Amount
The Guaranteed Benefit Amount (GBA) is equal to the initial purchase payment, adjusted for subsequent purchase payments, partial withdrawals in excess of the GBP, and step ups. The maximum GBA is $5,000,000.

The GBA is determined at the following times:

•	At contract issue — the GBA is equal to the initial purchase payment;

•	When you make additional purchase payments — each additional purchase payment has its own GBA equal to the amount of the purchase payment. The total GBA when an additional purchase payment is added is the sum of the individual GBAs immediately prior to the receipt of the additional purchase payment, plus the GBA associated with the additional purchase payment;

•	At step up — (see “Elective Step Up” and “Annual Step Up” headings below).

•	When you make a partial withdrawal:

(a)	and all of your withdrawals in the current contract year, including the current withdrawal, are less than or equal to the GBP — the GBA remains unchanged. If the partial withdrawal is taken during the first three years, the GBA and the GBP are calculated after the reversal of any prior step ups;

(b)	and all of your withdrawals in the current contract year, including the current withdrawal, are greater than the GBP — the following excess withdrawal processing will be applied to the GBA. If the partial withdrawal is taken during the first three years, the GBA and the GBP are calculated after the reversal of any prior step ups:

(c)	under the original rider in a contract year after a step up but before the third contract anniversary — the following excess withdrawal processing will be applied to the GBA. If the partial withdrawal is taken during the first three years, the GBA and the GBP are calculated after the reversal of any prior step ups:

GBA EXCESS WITHDRAWAL PROCESSING
The total GBA will automatically be reset to the lesser of (a) the total GBA immediately prior to the withdrawal; or (b) the contract value immediately following the withdrawal. If there have been multiple purchase payments, each payment’s GBA after the withdrawal will be reset to equal that payment’s RBA after the withdrawal plus (a) times (b), where:

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(a)	is the ratio of the total GBA after the withdrawal less the total RBA after the withdrawal to the total GBA before the withdrawal less the total RBA after the withdrawal; and

(b)	is each payment’s GBA before the withdrawal less that payment’s RBA after the withdrawal.

Remaining Benefit Amount
The remaining benefit amount (RBA) at any point is the total guaranteed amount available for future partial withdrawals. The maximum RBA is $5,000,000.

The RBA is determined at the following times:

•	At contract issue — the RBA is equal to the initial purchase payment;

•	When you make additional purchase payments — each additional purchase payment has its own RBA equal to the amount of the purchase payment. The total RBA when an additional purchase payment is added is the sum of the individual RBAs immediately prior to the receipt of the additional purchase payment, plus the RBA associated with the additional payment;

•	At step up — (see “Elective Step Up” and “Annual Step Up” headings below).

•	When you make a partial withdrawal:

(a)	and all of your withdrawals in the current contract year, including the current withdrawal, are less than or equal to the GBP — the RBA becomes the RBA immediately prior to the partial withdrawal, less the partial withdrawal. If the partial withdrawal is taken during the first three years, the RBA and the GBP are calculated after the reversal of any prior step ups;

(b)	and all of your withdrawals in the current contract year, including the current withdrawal, are greater than the GBP — the following excess withdrawal processing will be applied to the RBA. If the partial withdrawal is taken during the first three years, the RBA and the GBP are calculated after the reversal of any prior step ups;

(c)	under the original rider after a step up but before the third contract anniversary — the following excess withdrawal processing will be applied to the RBA. If the partial withdrawal is taken during the first three years, the RBA and the GBP are calculated after the reversal of any prior step ups;

RBA EXCESS WITHDRAWAL PROCESSING
The RBA will automatically be reset to the lesser of (a) the contract value immediately following the withdrawal, or (b) the RBA immediately prior to the withdrawal, less the amount of the withdrawal.

If there have been multiple purchase payments, any reduction of the RBA will be taken out of each payment’s RBA in the following manner:

The withdrawal amount up to the remaining benefit payment (defined below) is taken out of each RBA bucket in proportion to its remaining benefit payment at the time of the withdrawal; and the withdrawal amount above the remaining benefit payment and any amount determined by the excess withdrawal processing are taken out of each RBA bucket in proportion to its RBA at the time of the withdrawal.

Guaranteed Benefit Payment
Under the original rider, the GBP is the amount you may withdraw under the terms of the rider in each contract year, subject to certain restrictions prior to the third anniversary.

Under the enhanced rider, the GBP is the withdrawal amount that you are entitled to take each contract year after the third anniversary until the RBA is depleted.

Rider A: Under the original rider, the GBP is equal to 7% of the GBA. Under the enhanced rider, the GBP is the lesser of (a) 7% of the GBA, or (b) the RBA. Under both the original and enhanced riders, if you withdraw less than the GBP in a contract year, there is no carry over to the next contract year.

Rider B: Under both the original and enhanced riders, the GBP is the lesser of (a) 7% of the GBA; or (b) the RBA. If you withdraw less than the GBP in a contract year, there is no carry over to the next contract year.

Remaining Benefit Payment
Under the original rider, at the beginning of each contract year, the remaining benefit payment (RBP) is set as the lesser of (a) the GBP, or (b) the RBA.

Under the enhanced rider, at the beginning of each contract year, during the first three years and prior to any withdrawal, the RBP for each purchase payment is set equal to that purchase payment multiplied by 7%. At the beginning of any other contract year, each individual RBP is set equal to each individual GBP.

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Each additional purchase payment has its own RBP established equal to that payment’s GBP. The total RBP is equal to the sum of the individual RBPs.

Whenever a partial withdrawal is made, the RBP equals the RBP immediately prior to the partial withdrawal less the amount of the partial withdrawal, but not less than zero.

Elective Step Up (under the original rider only)
You have the option to increase the RBA, the GBA, the GBP and the RBP beginning with the first contract anniversary. An annual elective step up option is available for 30 days after the contract anniversary. The elective step up option allows you to step up the remaining benefit amount and guaranteed benefit amount to the contract value on the valuation date we receive your written request to step up.

The elective step up is subject to the following rules:

•	if you do not take any withdrawals during the first three years, you may step up annually beginning with the first contract anniversary;

•	if you take any withdrawals during the first three years, the annual elective step up will not be available until the third contract anniversary;

•	if you step up but then take a withdrawal prior to the third contract anniversary, you will lose any prior step ups and the withdrawal will be considered an excess withdrawal subject to the GBA and RBA excess withdrawal processing discussed under the “Guaranteed Benefit Amount” and “Remaining Benefit Amount” headings above; and

•	you may take withdrawals on or after the third contract anniversary without reversal of previous step ups.

You may elect a step up only once each contract year within 30 days after the contract anniversary. Once a step up has been elected, another step up may not be elected until the next contract anniversary.

Rider A: You may only step up if your contract value on the valuation date we receive your written request to step up is greater than the RBA. The elective step up will be determined as follows:

•	The effective date of the elective step up is the valuation date we receive your written request to step up.

•	The RBA will be increased to an amount equal to the contract value on the valuation date we receive your written request to step up.

•	The GBA will be increased to an amount equal to the greater of (a) the GBA immediately prior to the elective step up; or (b) the contract value on the valuation date we receive your written request to step up.

•	The GBP will be increased to an amount equal to the greater of (a) the GBP immediately prior to the elective step up; or (b) 7% of the GBA after the elective step up.

•	The RBP will be increased to the lesser of (a) the RBA after the elective step up; or (b) the GBP after the elective step up less any withdrawals made during that contract year.

Rider B: You may only step up if your contract anniversary value is greater than the RBA. The elective step up will be determined as follows:

•	The effective date of the elective step up is the contract anniversary.

•	The RBA will be increased to an amount equal to the contract anniversary value.

•	The GBA will be increased to an amount equal to the greater of (a) the GBA immediately prior to the elective step up; or (b) the contract anniversary value.

•	The GBP will be increased to an amount equal to the greater of (a) the GBP immediately prior to the elective step up; or (b) 7% of the GBA after the elective step up.

•	The RBP will be increased to the lesser of (a) the RBA after the elective step up; or (b) the GBP after the elective step up.

Annual Step Up (under the enhanced rider only)
Beginning with the first contract anniversary after you accept the enhanced rider, an increase of the RBA, the GBA, the GBP and the RBP may be available. A step up does not create contract value, guarantee performance of any investment options, or provide a benefit that can be withdrawn or paid upon death. Rather, a step up determines the current values of the GBA, RBA, GBP and RBP, and may extend the payment period or increase allowable payment.

The annual step up is subject to the following rules:

•	The annual step up is available when the RBA would increase on the step up date. The applicable step up date depends on whether the annual step up is applied on an automatic or elective basis.

•	If the application of the step does not increase the rider charge, the annual step up will be automatically applied to your contract and the step up date is the contract anniversary date.

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•	If the application of the step up would increase the rider charge, the annual step up is not automatically applied. Instead, you have the option to step up for 30 days after the contract anniversary. If you exercise the elective annual step up option, you will pay the rider charge in effect on the step up date. If you wish to exercise the elective annual step up option, we must receive a request from you or your investment professional. The step up date is the date we receive your request to step up. If your request is received after the close of business, the step up date will be the next valuation day.

•	Only one step up is allowed each contract year.

•	If you take any withdrawals during the first three years, any previously applied step ups will be reversed and the annual step up will not be available until the third contract anniversary;

•	You may take withdrawals on or after the third contract anniversary without reversal of previous step ups.

The annual step up will be determined as follows:

•	The RBA will be increased to an amount equal to the contract value on the step up date.

•	The GBA will be increased to an amount equal to the greater of (a) the GBA immediately prior to the annual step up; or (b) the contract value on the step up date.

•	The GBP will be calculated as described earlier, but based on the increased GBA and RBA.

•	The RBP will be reset as follows:

(a)	Prior to any withdrawals during the first three years, the RBP will not be affected by the step up.

(b)	At any other time, the RBP will be reset as the increased GBP less all prior withdrawals made during the current contract year, but never less than zero.

Spousal Continuation and Special Spousal Continuation Step Up
If a surviving spouse elects to continue the contract, this rider also continues. The spousal continuation step up is in addition to the elective step up or the annual step up. When a spouse elects to continue the contract, any rider feature processing particular to the first three years of the contract as described in this prospectus no longer applies. The GBA, RBA and GBP values remain unchanged. The RBP is automatically reset to the GBP less all prior withdrawals made in the current contract year, but not less than zero.

Rider A: A surviving spouse may elect a spousal continuation step up by written request within 30 days following the spouse’s election to continue the contract. This step up may be made even if withdrawals have been taken under the contract during the first three years. Under this step up, the RBA will be reset to the greater of the RBA or the contract value on the valuation date we receive the spouse’s written request to step up; the GBA will be reset to the greater of the GBA or the contract value on the same valuation date. If a spousal continuation step up is elected and we have increased the charge for the rider for new contract owners, the spouse will pay the charge that is in effect on the valuation date we receive the written request to step up.

It is our current administrative practice to process the spousal continuation step up as described in the next paragraph; however, we reserve the right to discontinue our administrative practice and will give you 30 days’ written notice of any such change.

At the time of spousal continuation, a step-up may be available. All annual step-up rules (see “Annual Step-Up” heading above), other than those that apply to the waiting period, also apply to the spousal continuation step-up. If the spousal continuation step-up is processed automatically, the step-up date is the valuation date spousal continuation is effective. If not, the spouse must elect the step up and must do so within 30 days of the spousal continuation date. If the spouse elects the spousal continuation step up, the step-up date is the valuation date we receive the spouse’s written request to step-up if we receive the request by the close of business on that day, otherwise the next valuation date.

Rider B: A spousal continuation step up occurs automatically when the spouse elects to continue the contract. The rider charge will not change upon this automatic step up. Under this step up, the RBA will be reset to the greater of the RBA on the valuation date we receive the spouse’s written request to continue the contract and the death benefit that would otherwise have been paid; the GBA will be reset to the greater of the GBA on the valuation date we receive the spouse’s written request to continue the contract and the death benefit that would otherwise have been paid.

Guaranteed Withdrawal Benefit Annuity Payout Option
Several annuity payout plans are available under the contract. As an alternative to these annuity payout plans, a fixed annuity payout option is available under the Guarantor Withdrawal Benefit.

Under this option the amount payable each year will be equal to the remaining schedule of GBPs, but the total amount paid over the life of the annuity will not exceed the current total RBA at the time you begin this fixed annuity option. These annualized amounts will be paid in the frequency that you elect. The frequencies will be among those offered by us at that

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time but will be no less frequent than annually. If, at the death of the owner, total payments have been made for less than the RBA, the remaining payments will be paid to the beneficiary (see “The Annuity Payout Period” and “Taxes”).

This annuity payout option may also be elected by the beneficiary of a contract as a settlement option. Whenever multiple beneficiaries are designated under the contract, each such beneficiary’s share of the proceeds if they elect this option will be in proportion to their applicable designated beneficiary percentage. Beneficiaries of nonqualified contracts may elect this settlement option subject to the distribution requirements of the contract. We reserve the right to adjust the remaining schedule of GBPs if necessary to comply with the Code.

If Contract Value Reduces to Zero
If the contract value reduces to zero and the RBA remains greater than zero, the following will occur:

•	you will be paid according to the annuity payout option described above;

•	we will no longer accept additional purchase payments;

•	you will no longer be charged for the rider;

•	any attached death benefit riders will terminate; and

•	the death benefit becomes the remaining payments under the annuity payout option described above.

If the contract value falls to zero and the RBA is depleted, the Guarantor® Withdrawal Benefit rider and the contract will terminate.

EXAMPLE OF THE GUARANTOR WITHDRAWAL BENEFIT (applies to Rider A and Rider B)
Assumption:

•	You purchase the contract with a payment of $100,000.

The Guaranteed Benefit Amount (GBA) equals your purchase payment:	$100,000
The Guaranteed Benefit Payment (GBP) equals 7% of your GBA:
0.07 × $100,000 =	$7,000
The Remaining Benefit Amount (RBA) equals your purchase payment:	$100,000
On the first contract anniversary the contract value grows to $110,000. You decide to step up your benefit.
The RBA equals 100% of your contract value:	$110,000
The GBA equals 100% of your contract value:	$110,000
The GBP equals 7% of your stepped-up GBA:
0.07 × $110,000 =	$7,700
During the fourth contract year you decide to take a partial withdrawal of $7,700.
You took a partial withdrawal equal to your GBP, so your RBA equals the prior RBA less the amount of the partial withdrawal:
$110,000 – $7,700 =	$102,300
The GBA equals the GBA immediately prior to the partial withdrawal:	$110,000
The GBP equals 7% of your GBA:
0.07 × $110,000 =	$7,700
On the fourth contract anniversary you make an additional purchase payment of $50,000.
The new RBA for the contract is equal to your prior RBA plus 100% of the additional purchase payment:
$102,300 + $50,000 =	$152,300
The new GBA for the contract is equal to your prior GBA plus 100% of the additional purchase payment:
$110,000 + $50,000 =	$160,000
The new GBP for the contract is equal to your prior GBP plus 7% of the additional purchase payment:
$7,700 + $3,500 =	$11,200

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On the fifth contract anniversary your contract value grows to $200,000. You decide to step up your benefit.
The RBA equals 100% of your contract value:	$200,000
The GBA equals 100% of your contract value:	$200,000
The GBP equals 7% of your stepped-up GBA:
0.07 × $200,000 =	$14,000
During the seventh contract year your contract value grows to $230,000. You decide to take a partial withdrawal of $20,000. You took more than your GBP of $14,000 so your RBA gets reset to the lesser of:

(1) your contract value immediately following the partial withdrawal;
$230,000 – $20,000 =	$210,000
OR
(2) your prior RBA less the amount of the partial withdrawal.
$200,000 – $20,000 =	$180,000
Reset RBA = lesser of (1) or (2) =	$180,000
The GBA gets reset to the lesser of:
(1) your prior GBA	$200,000
OR
(2) your contract value immediately following the partial withdrawal;
$230,000 – $20,000 =	$210,000
Reset GBA = lesser of (1) or (2) =	$200,000
The Reset GBP is equal to 7% of your Reset GBA:
0.07 × $200,000 =	$14,000
During the eighth contract year your contract value falls to $175,000. You decide to take a partial withdrawal of $25,000. You took more than your GBP of $14,000 so your RBA gets reset to the lesser of:

(1) your contract value immediately following the partial withdrawal;
$175,000 – $25,000 =	$150,000
OR
(2) your prior RBA less the amount of the partial withdrawal.
$180,000 – $25,000 =	$155,000
Reset RBA = lesser of (1) or (2) =	$150,000
The GBA gets reset to the lesser of:
(1) your prior GBA;	$200,000
OR
(2) your contract value immediately following the partial withdrawal;
$175,000 – $25,000 =	$150,000
Reset GBA = lesser of (1) or (2) =	$150,000
The Reset GBP is equal to 7% of your Reset GBA:
0.07 × $150,000 =	$10,500

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Appendix K : Example — Income Assurer Benefit Riders

INCOME ASSURER BENEFIT RIDERS
The following three optional Income Assurer Benefit riders were available under your contract if you purchased your contract prior to May 1, 2007. These riders are no longer available for purchase.

•	Income Assurer Benefit – MAV;

•	Income Assurer Benefit – 5% Accumulation Benefit Base; or

•	Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base.

The Income Assurer Benefit riders are intended to provide you with a guaranteed minimum income regardless of the volatility inherent in the investments in the subaccounts. The riders benchmark the contract growth at each anniversary against several comparison values and set the guaranteed income benefit base (described below) equal to the largest value. The guaranteed income benefit base, less any applicable premium tax, is the value we apply to the guaranteed annuity purchase rates stated in Table B of the contract to calculate the minimum annuity payouts you will receive if you exercise the rider. If the guaranteed income benefit base is greater than the contract value, the guaranteed income benefit base may provide a higher annuity payout level than is otherwise available. However, the riders use guaranteed annuity purchase rates which may result in annuity payouts that are less than those using the annuity purchase rates that we may apply at annuitization under the standard contract provisions. Therefore, the level of income provided by the riders may be less than the contract otherwise provides. If the annuity payouts through the standard contract provisions are more favorable than the payouts available through the riders, you will receive the higher standard payout option. The guaranteed income benefit base does not create contract value or guarantee the performance of any investment option.

The general information in this section applies to each Income Assurer Benefit rider.

Here are some general terms that are used to describe the Income Assurer Benefit riders in the sections below:

Guaranteed Income Benefit Base: The guaranteed income benefit base is the value that will be used to determine minimum annuity payouts when the rider is exercised. It is an amount we calculate, depending on the Income Assurer Benefit rider you choose, that establishes a benefit floor. When the benefit floor amount is greater than the contract value, there may be a higher annuitization payout than if you annuitized your contract without the Income Assurer Benefit. Your annuitization payout will never be less than that provided by your contract value.

Excluded Investment Options: These investment options are listed in your contract under contract data and will include the Columbia Variable Portfolio – Cash Management Fund and, if available under your contract, the GPAs and/or the one-year fixed account. Excluded investment options are not used in the calculation of this riders’ variable account floor for the Income Assurer Benefit – 5% Accumulation Benefit Base and the Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base.

Excluded Payments: These are purchase payments paid in the last five years before exercise of the benefit which we reserve the right to exclude from the calculation of the guaranteed income benefit base.

Proportionate Adjustments for Partial Withdrawals: These are calculated as the product of (a) times (b) where:

(a)	is the ratio of the amount of the partial withdrawal (including any surrender charges or MVA) to the contract value on the date of (but prior to) the partial withdrawal; and

(b)	is the benefit on the date of (but prior to) the partial withdrawal.

Protected Investment Options: All investment options available under this contract that are not defined as Excluded Investment options under contract data are known as protected investment options for purposes of this rider and are used in the calculation of the variable account floor for the Income Assurer Benefit – 5% Accumulation Benefit Base and the Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base.

Waiting Period: This rider can only be exercised after the expiration of a 10-year waiting period. We reserve the right to restart the waiting period if you elect to change your PN program investment option to one that causes the rider charge to increase.

The following are general provisions that apply to each Income Assurer Benefit:

Exercising the Rider
Rider exercise conditions are:

•	you may only exercise the Income Assurer Benefit rider within 30 days after any contract anniversary following the expiration of the waiting period;

•	the annuitant on the annuitization start date must be between 50 to 86 years old; and

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•	you can only take an annuity payment in one of the following annuity payout plans:

Plan A —	Life Annuity – No Refund;

Plan B —	Life Annuity with Ten or Twenty Years Certain;

Plan D —	Joint and Last Survivor Life Annuity – No Refund; Joint and Last Survivor Life Annuity with Twenty Years Certain; or

Plan E —	Twenty Years Certain.

After the expiration of the waiting period, the Income Assurer Benefit rider guarantees a minimum amount of fixed annuity lifetime income during annuitization or the option of variable annuity payouts with a guaranteed minimum initial payout or a combination of the two options.

If your contract value falls to zero as the result of adverse market performance or the deduction of fees and/or charges at any time, the contract and all its riders, including this rider, will terminate without value and no benefits will be paid on account of such termination. Exception: if you are still living, and the annuitant is between 50 and 86 years old, an amount equal to the guaranteed income benefit base will be paid to you under the annuity payout plan and frequency that you select, based upon the fixed or variable annuity payouts described above. The guaranteed income benefit base will be calculated and annuitization will occur at the following times.

•	If the contract value falls to zero during the waiting period, the guaranteed income benefit base will be calculated and annuitization will occur on the valuation date after the expiration of the waiting period, or when the annuitant attains age 50 if later.

•	If the contract value falls to zero after the waiting period, the guaranteed income benefit base will be calculated and annuitization will occur immediately, or when the annuitant attains age 50 if later.

Fixed annuity payouts under this rider will occur at the guaranteed annuity purchase rates based on the “2000 Individual Annuitant Mortality Table A” with 100% Projection Scale G and a 2.0% interest rate for contracts purchased on or after May 1, 2006 and if available in your state.(1) These are the same rates used in Table B of the contract (see “The Annuity Payout Period — Annuity Tables”). Your annuity payouts remain fixed for the lifetime of the annuity payout period.

First year variable annuity payouts are calculated in the same manner as fixed annuity payouts. Once calculated, your variable annuity payouts remain unchanged for the first year. After the first year, subsequent annuity payouts are variable and depend on the performance of the subaccounts you select. Variable annuity payouts after the first year are calculated using the following formula:

Pt–1 (1 + i) 1.05	= Pt

Pt–1	= prior annuity payout
Pt	= current annuity payout
i	= annualized subaccount performance

Each subsequent variable annuity payout could be more or less than the previous variable annuity payout if the subaccount investment performance is greater or less than the 5% assumed investment rate. If your subaccount performance equals 5%, your variable annuity payout will be unchanged from the previous variable annuity payout. If your subaccount performance is in excess of 5%, your variable annuity payout will increase from the previous variable annuity payout. If your subaccount investment performance is less than 5%, your variable annuity payout will decrease from the previous variable annuity payout.

(1)	For all other contracts, the guaranteed annuity purchase rates are based on the “1983 Individual Annuitant Mortality Table A” with 100% Projection Scale G and a 2.0% interest rate.

Terminating the Rider
Rider termination conditions are:

•	you may terminate the rider within 30 days following the first anniversary after the effective date of the rider;

•	you may terminate the rider any time after the expiration of the waiting period;

•	the rider will terminate on the date you make a full surrender from the contract, on the annuitization start date, or on the date that a death benefit is payable; and

•	the rider will terminate* 30 days following the contract anniversary after the annuitant’s 86th birthday.

•	when a beneficiary elects an alternative payment plan which is an inherited IRA, the rider will terminate.

*	The rider and annual fee terminate 30 days following the contract anniversary after the annuitant’s 86th birthday, however, if you exercise the Income Assurer Benefit rider before this time, your benefits will continue according to the annuity payout plan you have selected.

 150  RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS

You may select one of the Income Assurer Benefit riders described below:
Income Assurer Benefit – MAV
The guaranteed income benefit base for the Income Assurer Benefit – MAV is the greater of these three values:

1.	contract value; or

2.	the total purchase payments made to the contract minus proportionate adjustments for partial surrenders; or

3.	the maximum anniversary value.

Maximum Anniversary Value (MAV) — is zero prior to the first contract anniversary after the effective date of the rider. On the first contract anniversary after the effective date of the rider, we set the MAV as the greater of these two values:

(a)	current contract value; or

(b)	total payments made to the contract minus proportionate adjustments for partial surrenders.

Thereafter, we increase the MAV by any additional purchase payments and reduce the MAV by proportionate adjustments for partial withdrawals. Every contract anniversary after that prior to the earlier of your or the annuitant’s 81st birthday, we compare the MAV to the current contract value and we reset the MAV to the higher amount.

If we exercise our right to not reflect excluded payments in the calculation of the guaranteed income benefit base, we will calculate the guaranteed income benefit base as the greatest of these three values:

1.	contract value less the market value adjusted excluded payments; or

2.	total purchase payments less excluded payments, less proportionate adjustments for partial surrenders; or

3.	the MAV, less market value adjusted excluded payments.

Market Value Adjusted Excluded Payments are calculated as the sum of each excluded purchase payment multiplied by the ratio of the current contract value over the estimated contract value on the anniversary prior to such purchase payment. The estimated contract value at such anniversary is calculated by assuming that payments, any credits, and partial surrenders occurring in a contract year take place at the beginning of the year for that anniversary and every year after that to the current contract year.

Income Assurer Benefit – 5% Accumulation Benefit Base
The guaranteed income benefit base for the Income Assurer Benefit – 5% Accumulation Benefit Base is the greater of these three values:

1.	contract value; or

2.	the total purchase payments made to the contract minus proportionate adjustments for partial surrenders; or

3.	the 5% variable account floor.

5% Variable Account Floor — is equal to the contract value in the excluded investment options plus the variable account floor. The Income Assurer Benefit® 5% variable account floor is calculated differently and is not the same value as the death benefit 5% variable account floor.

The variable account floor is zero from the effective date of this rider and until the first contract anniversary after the effective date of this rider. On the first contract anniversary after the effective date of this rider the variable account floor is:

•	the total purchase payments made to the protected investment options minus adjusted partial withdrawals and transfers from the protected investment options; plus

•	an amount equal to 5% of your initial purchase payment allocated to the protected investment options.

On any day after the first contract anniversary following the effective date of this rider, when you allocate additional purchase payments to or withdraw or transfer amounts from the protected investment options, we adjust the variable account floor by adding the additional purchase payment and subtracting adjusted surrenders and adjusted transfers. On each subsequent contract anniversary after the first anniversary of the effective date of this rider, prior to the earlier of your or the annuitant’s 81st birthday, we increase the variable account floor by adding the amount (“roll-up amount”) equal to 5% of the prior contract anniversary’s variable account floor.

The amount of purchase payment withdrawn from or transferred between the excluded investment options and the protected investment options is calculated as (a) times (b) where:

(a)	is the amount of purchase payment in the investment options being withdrawn or transferred on the date of but prior to the current surrender or transfer; and

(b)	is the ratio of the amount of the transfer or surrender to the value in the investment options being withdrawn or transferred on the date of (but prior to) the current surrender or transfer.

RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS 151

The roll-up amount prior to the first anniversary is zero. Also, the roll-up amount on every anniversary after the earlier of your or the annuitant’s 81st birthday is zero.

Adjusted surrenders and adjusted transfers for the variable account floor are equal to the amount of the surrender or transfer from the protected investment options as long as the sum of the surrenders and transfers from the protected investment options in a contract year do not exceed the roll-up amount from the prior contract anniversary.

If the current surrender or transfer from the protected investment options plus the sum of all prior surrenders and transfers made from the protected investment options in the current policy year exceeds the roll-up amount from the prior contract anniversary we will calculate the adjusted withdrawal or adjusted transfer for the variable account floor as the result of (a) plus [(b) times (c)] where:

(a)	is the roll-up amount from the prior contract anniversary less the sum of any surrenders and transfers made from the protected investment options in the current policy year but prior to the current surrender or transfer. However, (a) can not be less than zero; and

(b)	is the variable account floor on the date of (but prior to) the current surrender or transfer from the protected investment options less the value from (a); and

(c)	is the ratio of [the amount of the current surrender (including any surrender charges or MVA) or transfer from the protected investment options less the value from (a)] to [the total in the protected investment options on the date of (but prior to) the current surrender or transfer from the protected investment options less the value from (a)].

If we exercise our right to not reflect excluded payments in the calculation of the guaranteed income benefit base, we will calculate the guaranteed income benefit base as the greatest of these three values:

1.	contract value less the market value adjusted excluded payments (described above); or

2.	total purchase payments less excluded payments, less proportionate adjustments for partial surrenders; or

3.	the 5% variable account floor, less 5% adjusted excluded payments.

5% Adjusted Excluded Payments are calculated as the sum of each excluded payment and any credit accumulated at 5% for the number of full contract years they have been in the contract.

Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base
The guaranteed income benefit base for the Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base is the greater of these four values:

1.	the contract value;

2.	the total purchase payments made to the contract minus proportionate adjustments for partial surrenders;

3.	the MAV (described above); or

4.	the 5% variable account floor (described above).

If we exercise our right to not reflect excluded payments in the calculation of the guaranteed income benefit base, we will calculate the guaranteed income benefit base as the greatest of:

1.	contract value less the market value adjusted excluded payments (described above);

2.	total purchase payments, less excluded payments, less proportionate adjustments for partial withdrawals;

3.	the MAV, less market value adjusted excluded payments (described above); or

4.	the 5% Variable Account Floor, less 5% adjusted excluded payments (described above).

EXAMPLES OF THE INCOME ASSURER BENEFIT RIDERS
The purpose of these examples is to illustrate the operation of the Income Assurer Benefit Riders. The examples compare payouts available under the contract’s standard annuity payout provisions with annuity payouts available under the riders based on the same set of assumptions. The contract values shown are hypothetical and do not represent past or future performance. Actual contract values may be more or less than those shown and will depend on a number of factors, including but not limited to the investment experience of the subaccounts (referred to in the riders as “protected investment options”) and the fees and charges that apply to your contract.

For each of the riders, we provide two annuity payout plan comparisons based on the hypothetical contract values we have assumed. The first comparison assumes that you select annuity payout Plan B, Life Annuity with 10 Years Certain. The second comparison assumes that you select annuity payout Plan D, Joint and Last Survivor Annuity – No Refund.

 152  RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS

Remember that the riders require you to choose a PN program investment option. The riders are intended to offer protection against market volatility in the subaccounts (protected investment options). Some PN program investment options include protected investment options and excluded investment options (Columbia Variable Portfolio – Cash Management Fund, and if available under the contract, GPAs and the one-year fixed account). Excluded investment options are not included in calculating the 5% variable account floor under the Income Assurer Benefit – 5% Accumulation Benefit Base rider and the Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base rider. Because the examples which follow are based on hypothetical contract values, they do not factor in differences in PN program investment options.

Assumptions:

•	You purchase the contract during the 2006 calendar year with a payment of $100,000; and

•	you invest all contract value in the subaccounts (protected investment options); and

•	you make no additional purchase payments, partial surrenders or changes in PN program investment option; and

•	the annuitant is male and age 55 at contract issue; and

•	the joint annuitant is female and age 55 at contract issue.

Example — Income Assurer Benefit – MAV

Based on the above assumptions and taking into account fluctuations in contract value due to market conditions, we calculate the guaranteed income benefit base as:

	Assumed		Maximum	Guaranteed
Contract	Contract	Purchase	Anniversary	Income Benefit
Anniversary	Value	Payments	Value (MAV)(1)	Base – MAV(2)

1	$108,000	$100,000	$108,000	$108,000
2	125,000	none	125,000	125,000
3	132,000	none	132,000	132,000
4	150,000	none	150,000	150,000
5	85,000	none	150,000	150,000
6	121,000	none	150,000	150,000
7	139,000	none	150,000	150,000
8	153,000	none	153,000	153,000
9	140,000	none	153,000	153,000
10	174,000	none	174,000	174,000
11	141,000	none	174,000	174,000
12	148,000	none	174,000	174,000
13	208,000	none	208,000	208,000
14	198,000	none	208,000	208,000
15	203,000	none	208,000	208,000

(1)	The MAV is limited after age 81, but the guaranteed income benefit base may increase if the contract value increases.
(2)	The Guaranteed Income Benefit Base – MAV is a calculated number, not an amount that can be withdrawn. The Guaranteed Income Benefit Base – MAV does not create contract value or guarantee the performance of any investment option.

RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS 153

Plan B – Life Annuity with 10 Years Certain
If you annuitize the contract within 30 days after the illustrated contract anniversary, the minimum monthly income payment under a fixed annuity option (which is the same for the first year of a variable annuity option) on Plan B – Life Annuity with 10 Years Certain would be:

	Standard Provisions			IAB – MAV Provisions

Contract		New Table(1)	Old Table(1)		New Table(1)	Old Table(1)
Anniversary	Assumed	Plan B – Life with	Plan B – Life with	IAB – MAV	Plan B – Life with	Plan B – Life with
at Exercise	Contract Value	10 Years Certain(2)	10 Years Certain(2)	Benefit Base	10 Years Certain(2)	10 Years Certain(2)

10	$174,000	$772.56	$774.30	$174,000	$772.56	$774.30
11	141,000	641.55	642.96	174,000	791.70	793.44
12	148,000	691.16	692.64	174,000	812.58	814.32
13	208,000	996.32	998.40	208,000	996.32	998.40
14	198,000	974.16	976.14	208,000	1,023.36	1,025.44
15	203,000	1,025.15	1,027.18	208,000	1,050.40	1,052.48

(1)	Effective May 1, 2006, we began calculating fixed annuity payments under this rider using the guaranteed annuity purchase rates based on the “2000 Individual Annuitant Mortality Table A” (New Table), subject to state approval. Previously, our calculations were based on the “1983 Individual Annuity Mortality Table A” (Old Table). If you purchased a contract prior to May 1, 2006, the references to Old Table apply to your contract. If you purchased a contract on or after May 1, 2006, the table used under rider depends on which state you live in. Ask your investment professional which version of the rider, if any, is available in your state.
(2)	The monthly annuity payments illustrated under the standard annuity payout provisions of the contract and for the riders are computed using the rates guaranteed in Table B of the contract. These are the minimum amounts that could be paid under the standard annuity payout provisions of the contract based on the above assumptions. Annuity payouts under the standard annuity payout provisions of the contract when based on our current annuity payout rates (which are generally higher than the rates guaranteed in Table B of the contract) may be greater than the annuity payouts under the riders, which are always based on the rates guaranteed in Table B of the contract. If the annuity payouts under the standard contract provisions are more favorable than the payouts available under the rider, you will receive the higher standard payout.

Plan D – Joint and Last Survivor Life Annuity – No Refund
If you annuitize the contract within 30 days after the illustrated contract anniversary, the minimum monthly income payment under a fixed annuity option (which is the same for the first year of a variable annuity option) on Plan D – Joint and Last Survivor Life Annuity – No Refund would be:

	Standard Provisions			IAB – MAV Provisions

Contract		New Table(1)	Old Table(1)		New Table(1)	Old Table(1)
Anniversary	Assumed	Plan D – Last	Plan D – Last	IAB – MAV	Plan D – Last	Plan D – Last
at Exercise	Contract Value	Survivor No Refund(2)	Survivor No Refund(2)	Benefit Base	Survivor No Refund(2)	Survivor No Refund(2)

10	$174,000	$629.88	$622.92	$174,000	$629.88	$622.92
11	141,000	521.70	516.06	174,000	643.80	636.84
12	148,000	559.44	553.52	174,000	657.72	650.76
13	208,000	807.04	796.64	208,000	807.04	796.64
14	198,000	786.06	778.14	208,000	825.76	817.44
15	203,000	826.21	818.09	208,000	846.56	838.24

(1)	Effective May 1, 2006, we began calculating fixed annuity payments under this rider using the guaranteed annuity purchase rates based on the “2000 Individual Annuitant Mortality Table A” (New Table), subject to state approval. Previously, our calculations were based on the “1983 Individual Annuity Mortality Table A” (Old Table). If you purchased a contract prior to May 1, 2006, the references to Old Table apply to your contract. If you purchased a contract on or after May 1, 2006, the table used under rider depends on which state you live in. Ask your investment professional which version of the rider, if any, is available in your state.
(2)	The monthly annuity payments illustrated under the standard annuity payout provisions of the contract and for the riders are computed using the rates guaranteed in Table B of the contract. These are the minimum amounts that could be paid under the standard annuity payout provisions of the contract based on the above assumptions. Annuity payouts under the standard annuity payout provisions of the contract when based on our current annuity payout rates (which are generally higher than the rates guaranteed in Table B of the contract) may be greater than the annuity payouts under the riders, which are always based on the rates guaranteed in Table B of the contract. If the annuity payouts under the standard contract provisions are more favorable than the payouts available under the rider, you will receive the higher standard payout.

NOTE: In the above examples, if you elected to begin receiving annuity payouts within 30 days after the 10th or the 13th contract anniversary, you would not benefit from the rider because the monthly annuity payout in these examples is the same as under the standard provisions of the contract. Because the examples are based on assumed contract values, not actual investment results, you should not conclude from the examples that the riders will provide higher payments more frequently than the standard provisions of the contract.

 154  RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS

Example — Income Assurer Benefit – 5% Accumulation Benefit Base

Based on the above assumptions and taking into account fluctuations in contract value due to market conditions, we calculate the guaranteed income benefit base as:

				Guaranteed
				Income
	Assumed			Benefit Base –
Contract	Contract	Purchase	5% Accumulation	5% Accumulation
Anniversary	Value	Payments	Benefit Base(1)	Benefit Base(2)

1	$108,000	$100,000	$105,000	$108,000
2	125,000	none	110,250	125,000
3	132,000	none	115,763	132,000
4	150,000	none	121,551	150,000
5	85,000	none	127,628	127,628
6	121,000	none	134,010	134,010
7	139,000	none	140,710	140,710
8	153,000	none	147,746	153,000
9	140,000	none	155,133	155,133
10	174,000	none	162,889	174,000
11	141,000	none	171,034	171,034
12	148,000	none	179,586	179,586
13	208,000	none	188,565	208,000
14	198,000	none	197,993	198,000
15	203,000	none	207,893	207,893

(1)	The 5% Accumulation Benefit Base value is limited after age 81, but the guaranteed income benefit base may increase if the contract value increases.
(2)	The Guaranteed Income Benefit Base – 5% Accumulation Benefit Base is a calculated number, not an amount that can be withdrawn. The Guaranteed Income Benefit Base – 5% Accumulation Benefit Base does not create contract value or guarantee the performance of any investment option.

Plan B – Life Annuity with 10 Years Certain
If you annuitize the contract within 30 days after the illustrated contract anniversary, the minimum monthly income payment under a fixed annuity option (which is the same for the first year of a variable annuity option) on Plan B – Life Annuity with 10 Years Certain would be:

	Standard Provisions			IAB – 5% RF Provisions

Contract		New Table(1)	Old Table(1)		New Table(1)	Old Table(1)
Anniversary	Assumed	Plan B – Life with	Plan B – Life with	IAB – 5% RF	Plan B – Life with	Plan B – Life with
at Exercise	Contract Value	10 Years Certain(2)	10 Years Certain(2)	Benefit Base	10 Years Certain(2)	10 Years Certain(2)

10	$174,000	$772.56	$774.30	$174,000	$772.56	$774.30
11	141,000	641.55	642.96	171,034	778.20	779.91
12	148,000	691.16	692.64	179,586	838.66	840.46
13	208,000	996.32	998.40	208,000	996.32	998.40
14	198,000	974.16	976.14	198,000	974.16	976.14
15	203,000	1,025.15	1,027.18	207,893	1,049.86	1,051.94

(1)	Effective May 1, 2006, we began calculating fixed annuity payments under this rider using the guaranteed annuity purchase rates based on the “2000 Individual Annuitant Mortality Table A” (New Table), subject to state approval. Previously, our calculations were based on the “1983 Individual Annuity Mortality Table A” (Old Table). If you purchased a contract prior to May 1, 2006, the references to Old Table apply to your contract. If you purchased a contract on or after May 1, 2006, the table used under rider depends on which state you live in. Ask your investment professional which version of the rider, if any, is available in your state.
(2)	The monthly annuity payments illustrated under the standard annuity payout provisions of the contract and for the riders are computed using the rates guaranteed in Table B of the contract. These are the minimum amounts that could be paid under the standard annuity payout provisions of the contract based on the above assumptions. Annuity payouts under the standard annuity payout provisions of the contract when based on our current annuity payout rates (which are generally higher than the rates guaranteed in Table B of the contract) may be greater than the annuity payouts under the riders, which are always based on the rates guaranteed in Table B of the contract. If the annuity payouts under the standard contract provisions are more favorable than the payouts available under the rider, you will receive the higher standard payout.

RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS 155

Plan D – Joint and Last Survivor Life Annuity – No Refund
If you annuitize the contract within 30 days after the illustrated contract anniversary, the minimum monthly income payment under a fixed annuity option (which is the sale for the first year of a variable annuity option) on Plan D – Joint and Last Survivor Life Annuity – No Refund would be:

	Standard Provisions			IAB – 5% RF Provisions

Contract		New Table(1)	Old Table(1)		New Table(1)	Old Table(1)
Anniversary	Assumed	Plan D – Last	Plan D – Last	IAB – 5% RF	Plan D – Last	Plan D – Last
at Exercise	Contract Value	Survivor No Refund(2)	Survivor No Refund(2)	Benefit Base	Survivor No Refund(2)	Survivor No Refund(2)

10	$174,000	$629.88	$622.92	$174,000	$629.88	$622.92
11	141,000	521.70	516.06	171,034	632.83	625.98
12	148,000	559.44	553.52	179,586	678.83	671.65
13	208,000	807.04	796.64	208,000	807.04	796.64
14	198,000	786.06	778.14	198,000	786.06	778.14
15	203,000	826.21	818.09	207,893	846.12	837.81

(1)	Effective May 1, 2006, we began calculating fixed annuity payments under this rider using the guaranteed annuity purchase rates based on the “2000 Individual Annuitant Mortality Table A” (New Table), subject to state approval. Previously, our calculations were based on the “1983 Individual Annuity Mortality Table A” (Old Table). If you purchased a contract prior to May 1, 2006, the references to Old Table apply to your contract. If you purchased a contract on or after May 1, 2006, the table used under rider depends on which state you live in. Ask your investment professional which version of the rider, if any, is available in your state.
(2)	The monthly annuity payments illustrated under the standard annuity payout provisions of the contract and for the riders are computed using the rates guaranteed in Table B of the contract. These are the minimum amounts that could be paid under the standard annuity payout provisions of the contract based on the above assumptions. Annuity payouts under the standard annuity payout provisions of the contract when based on our current annuity payout rates (which are generally higher than the rates guaranteed in Table B of the contract) may be greater than the annuity payouts under the riders, which are always based on the rates guaranteed in Table B of the contract. If the annuity payouts under the standard contract provisions are more favorable than the payouts available under the rider, you will receive the higher standard payout.

NOTE: In the above examples, if you elected to begin receiving annuity payouts within 30 days after the 10th, 13th or the 14th contract anniversary, you would not benefit from the rider because the monthly annuity payout in these examples is the same as under the standard provisions of the contract. Because the examples are based on assumed contract values, not actual investment results, you should not conclude from the examples that the riders will provide higher payments more frequently than the standard provisions of the contract.

Example — Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base

Based on the above assumptions and taking into account fluctuations in contract value due to market conditions, we calculate the guaranteed income benefit base as:

					Guaranteed
					Income
					Benefit Base –
					Greater of
	Assumed		Maximum		MAV or 5%
Contract	Contract	Purchase	Anniversary	5% Accumulation	Accumulation
Anniversary	Value	Payments	Value(1)	Benefit Base(1)	Benefit Base(2)

1	$108,000	$100,000	$108,000	$105,000	$108,000
2	125,000	none	125,000	110,250	125,000
3	132,000	none	132,000	115,763	132,000
4	150,000	none	150,000	121,551	150,000
5	85,000	none	150,000	127,628	150,000
6	121,000	none	150,000	134,010	150,000
7	139,000	none	150,000	140,710	150,000
8	153,000	none	153,000	147,746	153,000
9	140,000	none	153,000	155,133	155,133
10	174,000	none	174,000	162,889	174,000
11	141,000	none	174,000	171,034	174,000
12	148,000	none	174,000	179,586	179,586
13	208,000	none	208,000	188,565	208,000
14	198,000	none	208,000	197,993	208,000
15	203,000	none	208,000	207,893	208,000

(1)	The MAV and 5% Accumulation Benefit Base are limited after age 81, but the guaranteed income benefit base may increase if the contract value increases.
(2)	The Guaranteed Income Benefit Base – Greater of MAV or 5% Accumulation Benefit Base is a calculated number, not an amount that can be withdrawn. The Guaranteed Income Benefit Base – Greater of MAV or 5% Accumulation Benefit Base does not create contract value or guarantee the performance of any investment option.

 156  RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS

Plan B – Life Annuity with 10 Years Certain
If you annuitize the contract within 30 days after the illustrated contract anniversary, the minimum monthly income payment under a fixed annuity option (which is the same for the first year of a variable annuity option) on Plan B – Life Annuity with 10 Years Certain would be:

	Standard Provisions			IAB – Max Provisions

Contract		New Table(1)	Old Table(1)		New Table(1)	Old Table(1)
Anniversary	Assumed	Plan B – Life with	Plan B – Life with	IAB – Max	Plan B – Life with	Plan B – Life with
at Exercise	Contract Value	10 Years Certain(2)	10 Years Certain(2)	Benefit Base	10 Years Certain(2)	10 Years Certain(2)

10	$174,000	$772.56	$774.30	$174,000	$772.56	$774.30
11	141,000	641.55	642.96	174,000	791.70	793.44
12	148,000	691.16	692.64	179,586	838.66	840.46
13	208,000	996.32	998.40	208,000	996.32	998.40
14	198,000	974.16	976.14	208,000	1,023.36	1,025.44
15	203,000	1,025.15	1,027.18	208,000	1,050.40	1,052.48

(1)	Effective May 1, 2006, we began calculating fixed annuity payments under this rider using the guaranteed annuity purchase rates based on the “2000 Individual Annuitant Mortality Table A” (New Table), subject to state approval. Previously, our calculations were based on the “1983 Individual Annuity Mortality Table A” (Old Table). If you purchased a contract prior to May 1, 2006, the references to Old Table apply to your contract. If you purchased a contract on or after May 1, 2006, the table used under rider depends on which state you live in. Ask your investment professional which version of the rider, if any, is available in your state.
(2)	The monthly annuity payments illustrated under the standard annuity payout provisions of the contract and for the riders are computed using the rates guaranteed in Table B of the contract. These are the minimum amounts that could be paid under the standard annuity payout provisions of the contract based on the above assumptions. Annuity payouts under the standard annuity payout provisions of the contract when based on our current annuity payout rates (which are generally higher than the rates guaranteed in Table B of the contract) may be greater than the annuity payouts under the riders, which are always based on the rates guaranteed in Table B of the contract. If the annuity payouts under the standard contract provisions are more favorable than the payouts available under the rider, you will receive the higher standard payout.

Plan D – Joint and Last Survivor Life Annuity – No Refund
If you annuitize the contract within 30 days after the illustrated contract anniversary, the minimum monthly income payment under a fixed annuity option (which is the same for the first year of a variable annuity option) on Plan D – Joint and Last Survivor Life Annuity – No Refund would be:

	Standard Provisions			IAB – Max Provisions

Contract	Assumed	New Table(1)	Old Table(1)		New Table(1)	Old Table(1)
Anniversary	Contract	Plan D – Last	Plan D – Last	IAB – Max	Plan D – Last	Plan D – Last
at Exercise	Value	Survivor No Refund(2)	Survivor No Refund(2)	Benefit Base	Survivor No Refund(2)	Survivor No Refund(2)

10	$174,000	$629.88	$622.92	$174,000	$629.88	$622.92
11	141,000	521.70	516.06	174,000	643.80	636.84
12	148,000	559.44	553.52	179,586	678.83	671.65
13	208,000	807.04	796.64	208,000	807.04	796.64
14	198,000	786.06	778.14	208,000	825.76	817.44
15	203,000	826.21	818.09	208,000	846.56	838.24

(1)	Effective May 1, 2006, we began calculating fixed annuity payments under this rider using the guaranteed annuity purchase rates based on the “2000 Individual Annuitant Mortality Table A” (New Table), subject to state approval. Previously, our calculations were based on the “1983 Individual Annuity Mortality Table A” (Old Table). If you purchased a contract prior to May 1, 2006, the references to Old Table apply to your contract. If you purchased a contract on or after May 1, 2006, the table used under rider depends on which state you live in. Ask your investment professional which version of the rider, if any, is available in your state.
(2)	The monthly annuity payments illustrated under the standard annuity payout provisions of the contract and for the riders are computed using the rates guaranteed in Table B of the contract. These are the minimum amounts that could be paid under the standard annuity payout provisions of the contract based on the above assumptions. Annuity payouts under the standard annuity payout provisions of the contract when based on our current annuity payout rates (which are generally higher than the rates guaranteed in Table B of the contract) may be greater than the annuity payouts under the riders, which are always based on the rates guaranteed in Table B of the contract. If the annuity payouts under the standard contract provisions are more favorable than the payouts available under the rider, you will receive the higher standard payout.

NOTE: In the above examples, if you elected to begin receiving annuity payouts within 30 days after the 10th or the 13th contract anniversary, you would not benefit from the rider because the monthly annuity payout in these examples is the same as under the standard provisions of the contract. Because the examples are based on assumed contract values, not actual investment results, you should not conclude from the examples that the riders will provide higher payments more frequently than the standard provisions of the contract.

RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS 157

Appendix L: Example — Accumulation Protector Benefit Rider

Example — Accumulation Protector Benefit Rider

The following example shows how the Accumulation Protector Benefit rider works based on hypothetical values. It is not intended to depict investment performance of the contract.

The example assumes:

•	You purchase the contract (with the Accumulation Protector Benefit rider) with a payment of $100,000. No purchase payment credit applies.

•	You make no additional purchase payments.

•	You do not exercise the elective step-up option.

				Initial payment	100,000
					Hypothetical
	Partial Surrender	MCAV Adjustment		Accumulation	Assumed
End of	(beginning of	for Partial		Benefit	Contract
Contract Year	year)	Surrender	MCAV	Amount	Value

1	$0	$0	$100,000	$0	$112,000

2	0	0	102,400	0	128,000

3	0	0	108,000	0	135,000

4	0	0	108,000	0	125,000

5	0	0	108,000	0	110,000

6	2,000	1,964	106,036	0	122,000

7	0	0	112,000	0	140,000

8	0	0	112,000	0	121,000

9	5,000	4,628	107,372	0	98,000

10	0	0	107,372	22,372	85,000

 158  RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS

Appendix M: SecureSource Rider Disclosure

SECURESOURCE RIDERS
There are two optional SecureSource riders available under your contract:

•	SecureSource – Single Life; or

•	SecureSource – Joint Life.

The information in this section applies to both SecureSource riders, unless otherwise noted.

The SecureSource – Single Life rider covers one person. The SecureSource – Joint Life Rider covers two spouses jointly who are named at contract issue. You may elect only the SecureSource – Single Life rider or the SecureSource – Joint Life rider, not both, and you may not switch riders later. You must elect the rider when you purchase your contract. The rider effective date will be the contract issue date.

The SecureSource rider is an optional benefit that you may select for an additional annual charge if:

•	your contract application was signed on or after May 1, 2007; and

•	Single Life: you and the annuitant are 80 or younger on the date the contract is issued; or

•	Joint Life: you and your spouse are 80 or younger on the date the contract is issued.

The SecureSource rider is not available under an inherited qualified annuity.

The SecureSource rider guarantees (unless the rider is terminated. See “Rider Termination” heading below.) that regardless of the investment performance of your contract you will be able to withdraw up to a certain amount each year from the contract before the annuity payouts begin until:

•	Single Life: you have recovered at minimum all of your purchase payments or, if later, until death (see “At Death” heading below) — even if the contract value is zero.

•	Joint Life: you have recovered at minimum all of your purchase payments or, if later, until the death of the last surviving covered spouse (see “Joint Life only: Covered Spouses” and “At Death” headings below), even if the contract value is zero.

For the purpose of this rider, the term “withdrawal” is equal to the term “surrender” in the contract or any riders. Withdrawals will adjust contract values and benefits in the same manner as surrenders.

The SecureSource rider may be appropriate for you if you intend to make periodic withdrawals from your annuity contract and wish to ensure that market performance will not adversely affect your ability to withdraw your principal over time.

Under the terms of the SecureSource rider, the calculation of the amount which can be withdrawn in each contract year varies depending on several factors, including but not limited to the waiting period (see “Waiting period” heading below) and whether or not the lifetime withdrawal benefit has become effective:

(1)	The basic withdrawal benefit gives you the right to take limited withdrawals in each contract year and guarantees that over time the withdrawals will total an amount equal to, at minimum, your purchase payments (unless the rider is terminated. See “Rider Termination” heading below). Key terms associated with the basic withdrawal benefit are “Guaranteed Benefit Payment (GBP)”, “Remaining Benefit Payment (RBP)”, “Guaranteed Benefit Amount (GBA)” and “Remaining Benefit Amount (RBA).” See these headings below for more information.

(2)	The lifetime withdrawal benefit gives you the right, under certain limited circumstances defined in the rider, to take limited withdrawals until the later of:

•	Single Life: death (see “At Death” heading below) or until the RBA (under the basic withdrawal benefit) is reduced to zero (unless the rider is terminated. See “Rider Termination” heading below);

•	Joint Life: death of the last surviving covered spouse (see “At Death” heading below) or until the RBA (under the basic withdrawal benefit) is reduced to zero (unless the rider is terminated. See “Rider Termination” heading below).

Key terms associated with the lifetime withdrawal benefit are “Annual Lifetime Payment (ALP)”, “Remaining Annual Lifetime Payment (RALP)”, “Single Life only: Covered Person”, “Joint Life only: Covered Spouses” and “Annual Lifetime Payment Attained Age (ALPAA).” See these headings below for more information.

Only the basic withdrawal benefit will be in effect prior to the date that the lifetime withdrawal benefit becomes effective. The lifetime withdrawal benefit becomes effective automatically on the rider anniversary date after the:

•	Single Life: covered person reaches age 65, or the rider effective date if the covered person is age 65 or older on the rider effective date (see “Annual Lifetime Payment Attained Age (ALPAA)” heading below);

RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS 159

•	Joint Life: younger covered spouse reaches age 65, or the rider effective date if the younger covered spouse is age 65 or older on the rider effective date (see “Annual Lifetime Payment Attained Age (ALPAA)” and “Annual Lifetime Payments (ALP)” headings below).

Provided annuity payouts have not begun, the SecureSource rider guarantees that you may take the following withdrawal amounts each contract year:

•	Before the establishment of the ALP, the rider guarantees that each year you have the option to cumulatively withdraw an amount equal to the value of the RBP at the beginning of the contract year;

•	After the establishment of the ALP, the rider guarantees that each year you have the option to cumulatively withdraw an amount equal to the value of the RALP or the RBP at the beginning of the contract year, but the rider does not guarantee withdrawal of the sum of both the RALP and the RBP in a contract year.

If you withdraw less than the allowed withdrawal amount in a contract year, the unused portion cannot be carried over to the next contract year. As long as your withdrawals in each contract year do not exceed the annual withdrawal amount allowed under the rider:

•	Single Life: and there has not been a contract ownership change or spousal continuation of the contract, the guaranteed amounts available for withdrawal will not decrease;

•	Joint Life: the guaranteed amounts available for withdrawal will not decrease.

If you withdraw more than the allowed withdrawal amount in a contract year, we call this an “excess withdrawal” under the rider. Excess withdrawals trigger an adjustment of a benefit’s guaranteed amount, which may cause it to be reduced (see “GBA Excess Withdrawal Processing,” “RBA Excess Withdrawal Processing,” and “ALP Excess Withdrawal Processing” headings below).

Please note that basic withdrawal benefit and lifetime withdrawal benefit each has its own definition of the allowed annual withdrawal amount. Therefore a withdrawal may be considered an excess withdrawal for purposes of the lifetime withdrawal benefit only, the basic withdrawal benefit only, or both.

If your withdrawals exceed the greater of the RBP or the RALP, surrender charges under the terms of the contract may apply (see “Charges — Surrender Charges”). The amount we actually deduct from your contract value will be the amount you request plus any applicable surrender charge. Market value adjustments, if applicable, will also be made (see “Guarantee Period Accounts (GPAs) — Market Value Adjustment”). We pay you the amount you request. Any withdrawals you take under the contract will reduce the value of the death benefits (see “Benefits in Case of Death”). Upon full withdrawal of the contract, you will receive the remaining contract value less any applicable charges (see “Making the Most of Your Contract — Surrenders”).

The rider’s guaranteed amounts can be increased at the specified intervals if your contract value has increased. An annual step up feature is available at each contract anniversary, subject to certain conditions, and may be applied automatically to your contract or may require you to elect the step up (see “Annual Step Up” heading below). If you exercise the annual step up election, the spousal continuation step up election (see “Spousal Continuation Step Up” heading below) or change your Portfolio Navigator model portfolio, the rider charge may change (see “Charges”).

If you take withdrawals during the waiting period, any prior steps ups applied will be reversed and step ups will not be available until the end of the waiting period. You may take withdrawals after the waiting period without reversal of prior step ups.

You should consider whether a SecureSource rider is appropriate for you because:

•	Lifetime Withdrawal Benefit Limitations: The lifetime withdrawal benefit is subject to certain limitations, including but not limited to:

(a)	Single Life: Once the contract value equals zero, payments are made for as long as the oldest owner or annuitant is living (see “If Contract Value Reduces to Zero” heading below). However, if the contract value is greater than zero, the lifetime withdrawal benefit terminates at the first death of any owner or annuitant except as otherwise provided below (see “At Death” heading below). Therefore, if there are multiple contract owners or the annuitant is not an owner, the rider may terminate or the lifetime withdrawal benefit may be reduced. This possibility may present itself when:

(i)	There are multiple contract owners — when one of the contract owners dies the benefit terminates even though other contract owners are still living (except if the contract is continued under the spousal continuation provision of the contact); or

(ii)	The owner and the annuitant are not the same persons — if the annuitant dies before the owner, the benefit terminates even though the owner is still living. This could happen, for example, when the owner is younger than the annuitant. This risk increases as the age difference between owner and annuitant increases.

 160  RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS

Joint Life: Once the contract value equals zero, payments are made for as long as either covered spouse is living (see “If Contract Value Reduces to Zero” heading below). However, if the contract value is greater than zero, the lifetime withdrawal benefit terminates at the death of the last surviving covered spouse (see “At Death” heading below).

(b)	Excess withdrawals can reduce the ALP to zero even though the GBA, RBA, GBP and/or RBP values are greater than zero. If the both the ALP and the contract value are zero, the lifetime withdrawal benefit will terminate.

(c)	When the lifetime withdrawal benefit is first established, the initial ALP is based on

(i)	Single Life: the basic withdrawal benefit’s RBA at that time (see “Annual Lifetime Payment (ALP)” heading below), unless there has been a spousal continuation or ownership change; or

(ii)	Joint Life: the basic withdrawal benefit’s RBA at that time (see “Annual Lifetime Payment (ALP)” heading below).

Any withdrawal you take before the ALP is established reduces the RBA and therefore may result in a lower amount of lifetime withdrawals you are allowed to take.

(d)	Withdrawals can reduce both the contract value and the RBA to zero prior to the establishment of the ALP. If this happens, the contract and the rider will terminate.

•	Use of Portfolio Navigator Program Required: You must be invested in one of the available PN program investment options of the PN program. This requirement limits your choice of investments. This means you will not be able to allocate contract value to all of the subaccounts, GPAs or the one-year fixed account that are available under the contract to contract owners who do not elect the rider. (See “Making the Most of Your Contract — Portfolio Navigator Program.”) You may allocate purchase payments to the DCA fixed account, when available, and we will make monthly transfers into the investment option you have chosen. You may make two elective investment option changes per contract year; we reserve the right to limit elective investment option changes if required to comply with the written instructions of a fund (see “Market Timing”).

You can allocate your contract value to any available investment option during the following times: (1) prior to your first withdrawal and (2) following a benefit reset as described below but prior to any subsequent withdrawal. During these accumulation phases, you may request to change your investment option to any available investment option.

Immediately following a withdrawal your contract value will be reallocated to the target investment option as shown in your contract if your current investment option is more aggressive than the target investment option. If you are in a static model portfolio, this reallocation will be made to the applicable fund of funds investment option. This automatic reallocation is not included in the total number of allowed model changes per contract year and will not cause your rider fee to increase.

The target investment option is currently the Moderate investment option. We reserve the right to change the target investment option to an investment option that is more aggressive than the current target investment option after 30 days written notice.

After you have taken a withdrawal and prior to any benefit reset as described below, you are in a withdrawal phase. During withdrawal phases you may request to change your investment option to the target investment option or investment option that is more conservative than the target investment option without a benefit reset as described below. If you are in a withdrawal phase and you choose to allocate your contract value to an investment option that is more aggressive than the target investment option, your rider benefit will be reset as follows:

(a)	the total GBA will be reset to the lesser of its current value or the contract value; and

(b)	the total RBA will be reset to the lesser of its current value or the contract value; and

(c)	the ALP, if established, will be reset to the lesser of its current value or 6% of the contract value; and

(d)	the GBP will be recalculated as described below, based on the reset GBA and RBA; and

(e)	the RBP will be recalculated as the reset GBP less all prior withdrawals made during the current contract year, but not be less than zero; and

(f)	the RALP will be recalculated as the reset ALP less all prior withdrawals made during the current contract year, but not be less than zero.

You may request to change your investment option (or change from the model portfolio to an investment option) by written request on an authorized form or by another method agreed to by us.

•	Limitations on Purchase of Other Riders under your Contract: You may elect only the SecureSource – Single Life rider or the SecureSource – Joint Life rider. If you elect the SecureSource rider, you may not elect the Accumulation Protector Benefit rider.

•	Non-Cancelable: Once elected, the SecureSource rider may not be cancelled (except as provided under “Rider Termination” heading below) and the fee will continue to be deducted until the contract or rider is terminated or the contract value reduces to zero (described below). Dissolution of marriage does not terminate the SecureSource – Joint Life rider and will

RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS 161

not reduce the fee we charge for this rider. The benefit under the SecureSource – Joint Life rider continues for the covered spouse who is the owner of the contract (or annuitant in the case of nonnatural ownership). The rider will terminate at the death of the contract owner (or annuitant in the case of nonnatural ownership) because the original spouse will be unable to elect the spousal continuation provision of the contract (see “Joint Life only: Covered Spouses” below).

•	Joint Life: Limitations on Contract Owners, Annuitants and Beneficiaries: Since the joint life benefit will terminate unless the surviving covered spouse continues the contract under the spousal continuation provision of the contract upon the owner’s death, only ownership arrangements that permit such continuation are allowed at rider issue. In general, the covered spouses should be joint owners, or one covered spouse should be the owner and the other covered spouse should be named as the sole primary beneficiary. For non-natural ownership arrangements that allow for spousal continuation one covered spouse should be the annuitant and the other covered spouse should be the sole primary beneficiary. For revocable trust ownerships, the grantor of the trust must be the annuitant and the beneficiary must either be the annuitant’s spouse or a trust that names the annuitant’s spouse as the sole primary beneficiary. You are responsible for establishing ownership arrangements that will allow for spousal continuation.

If you select the SecureSource – Joint Life rider, please consider carefully whether or not you wish to change the beneficiary of your annuity contract. The rider will terminate if the surviving covered spouse can not utilize the spousal continuation provision of the contract when the death benefit is payable.

•	Limitations on Purchase Payments: We reserve the right to limit the cumulative amount of purchase payments, subject to state restrictions. For current purchase payment restrictions, please see “Buying Your Contract — Purchase Payments”.

•	Interaction with Total Free Amount (FA) contract provision: The FA is the amount you are allowed to withdraw from the contract in each contract year without incurring a surrender charge (see “Charges — Surrender Charge”). The FA may be greater than the RBP or RALP under this rider. Any amount you withdraw under the contract’s FA provision that exceeds the RBP or RALP is subject to the excess withdrawal processing described below for the GBA, RBA and ALP.

You should consult your tax advisor before you select this optional rider if you have any questions about the use of the rider in your tax situation because:

•	Tax Considerations for Nonqualified Annuities: Under current federal income tax law, withdrawals under nonqualified annuities, including withdrawals taken from the contract under the terms of the rider, are treated less favorably than amounts received as annuity payments under the contract (see “Taxes — Nonqualified Annuities”). Withdrawals are taxable income to the extent of earnings. Withdrawals of earnings before age 59 1/2 may also incur a 10% IRS early withdrawal penalty. You should consult your tax advisor before you select this optional rider if you have any questions about the use of the rider in your tax situation.

•	Tax Considerations for Qualified Annuities: Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract (see “Taxes — Qualified Annuities — Required Minimum Distributions”). If you have a qualified annuity, you may need to take an RMD that exceeds the guaranteed amount of withdrawal available under the rider and such withdrawals may reduce future benefits guaranteed under the rider. While the rider permits certain excess withdrawals to be made for the purpose of satisfying RMD requirements for your contract alone without reducing future benefits guaranteed under the rider, there can be no guarantee that changes in the federal income tax law after the effective date of the rider will not require a larger RMD to be taken, in which case, future guaranteed withdrawals under the rider could be reduced. See Appendix E for additional information.

•	Treatment of Civil Unions and Domestic Partners: The Federal Defense of Marriage Act (“DOMA”) does not recognize same-sex marriages or civil unions, even if permitted under applicable state law. As a result, a beneficiary of a deceased owner who was treated as married to the owner under state law and for purposes of this rider, but whose marriage is not recognized under DOMA, will be required to take distributions from the contract in the manner applicable to non-spouse beneficiaries. In some circumstances, these required distributions could substantially reduce or eliminate the value of the rider. See “Taxes — Other — Spousal status.”

•	Limitations on TSAs: Your right to take withdrawals is restricted if your contract is a TSA (see “TSA — Special Provisions”).

Key terms and provisions of the SecureSource rider are described below:
Withdrawal: The amount by which your contract value is reduced as a result of any withdrawal request. It may differ from the amount of your request due to any surrender charge and any market value adjustment.

Waiting period: Any period of time starting on the rider effective date during which the annual step up is not available if you take withdrawals. Currently, there is no waiting period. For contracts purchased prior to June 1, 2008, the waiting period is three years.

 162  RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS

Guaranteed Benefit Amount (GBA): The total cumulative withdrawals guaranteed by the rider under the basic withdrawal benefit. The maximum GBA is $5,000,000. The GBA cannot be withdrawn and is not payable as a death benefit. It is an interim value used to calculate the amount available for withdrawals each year under the basic withdrawal benefit (see “Guaranteed Benefit Payment” below). At any time, the total GBA is the sum of the individual GBAs associated with each purchase payment.

The GBA is determined at the following times, calculated as described:

•	At contract issue — the GBA is equal to the initial purchase payment.

•	When you make additional purchase payments — each additional purchase payment has its own GBA equal to the amount of the purchase payment.

•	At step up — (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

•	When an individual RBA is reduced to zero — the GBA that is associated with that RBA will also be set to zero.

•	When you make a withdrawal during the waiting period and after a step up — Any prior annual step ups will be reversed. Step up reversal means that the GBA associated with each purchase payment will be reset to the amount of that purchase payment. The step up reversal will only happen once during the waiting period, when the first withdrawal is made.

•	When you make a withdrawal at any time and the amount withdrawn is:

(a)	less than or equal to the total RBP — the GBA remains unchanged. If there have been multiple purchase payments, both the total GBA and each payment’s GBA remain unchanged.

(b)	is greater than the total RBP — GBA excess withdrawal processing will be applied to the GBA. If the withdrawal is made during the waiting period, the excess withdrawal processing is applied AFTER any previously applied annual step ups have been reversed.

GBA EXCESS WITHDRAWAL PROCESSING
The total GBA will automatically be reset to the lesser of (a) the total GBA immediately prior to the withdrawal; or (b) the contract value immediately following the withdrawal. If there have been multiple purchase payments, each payment’s GBA after the withdrawal will be reset to equal that payment’s RBA after the withdrawal plus (a) times (b), where:

(a)	is the ratio of the total GBA after the withdrawal less the total RBA after the withdrawal to the total GBA before the withdrawal less the total RBA after the withdrawal; and

(b)	is each payment’s GBA before the withdrawal less that payment’s RBA after the withdrawal.

Remaining Benefit Amount (RBA): Each withdrawal you make reduces the amount that is guaranteed by the rider as future withdrawals. At any point in time, the RBA equals the amount of GBA that remains available for withdrawals for the remainder of the contract’s life, and total RBA is the sum of the individual RBAs associated with each purchase payment. The maximum RBA is $5,000,000.

The RBA is determined at the following times, calculated as described:

•	At contract issue — the RBA is equal to the initial purchase payment.

•	When you make additional purchase payments — each additional purchase payment has its own RBA initially set equal to that payment’s GBA (the amount of the purchase payment).

•	At step up — (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

•	When you make a withdrawal during the waiting period and after a step up — Any prior annual step ups will be reversed. Step up reversal means that the RBA associated with each purchase payment will be reset to the amount of that purchase payment. The step up reversal will only happen once during the waiting period, when the first withdrawal is made.

•	When you make a withdrawal at any time and the amount withdrawn is:

(a)	less than or equal to the total RBP — the total RBA is reduced by the amount of the withdrawal. If there have been multiple purchase payments, each payment’s RBA is reduced in proportion to its RBP.

(b)	is greater than the total RBP — RBA excess withdrawal processing will be applied to the RBA. Please note that if the withdrawal is made during the waiting period, the excess withdrawal processing is applied AFTER any previously applied annual step ups have been reversed.

RBA EXCESS WITHDRAWAL PROCESSING
The total RBA will automatically be reset to the lesser of (a) the contract value immediately following the withdrawal, or (b) the total RBA immediately prior to the withdrawal, less the amount of the withdrawal.

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If there have been multiple purchase payments, both the total RBA and each payment’s RBA will be reset. The total RBA will be reset according to the excess withdrawal processing described above. Each payment’s RBA will be reset in the following manner:

1.	The withdrawal amount up to the total RBP is taken out of each RBA bucket in proportion to its individual RBP at the time of the withdrawal; and

2.	The withdrawal amount above the total RBP and any amount determined by the excess withdrawal processing are taken out of each RBA bucket in proportion to its RBA at the time of the withdrawal.

Guaranteed Benefit Payment (GBP): At any time, the amount available for withdrawal in each contract year after the waiting period, until the RBA is reduced to zero, under the basic withdrawal benefit. At any point in time, each purchase payment has its own GBP, which is equal to the lesser of that payment’s RBA or 7% of that payment’s GBA, and the total GBP is the sum of the individual GBPs.

During the waiting period, the guaranteed annual withdrawal amount may be less than the GBP due to the limitations the waiting period imposes on your ability to utilize both annual step-ups and withdrawals (see “Waiting Period” heading above). The guaranteed annual withdrawal amount during the waiting period is equal to the value of the RBP at the beginning of the contract year.

The GBP is determined at the following times, calculated as described:

•	At contract issue — the GBP is established as 7% of the GBA value.

•	At each contract anniversary — each payment’s GBP is reset to the lesser of that payment’s RBA or 7% of that payment’s GBA value.

•	When you make additional purchase payments — each additional purchase payment has its own GBP equal to 7% of the purchase payment amount.

•	At step up — (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

•	When an individual RBA is reduced to zero — the GBP associated with that RBA will also be reset to zero.

•	When you make a withdrawal during the waiting period and after a step up — Any prior annual step ups will be reversed. Step up reversal means that the GBA and the RBA associated with each purchase payment will be reset to the amount of that purchase payment. Each payment’s GBP will be reset to 7% of that purchase payment. The step up reversal will only happen once during the waiting period, when the first withdrawal is made.

•	When you make a withdrawal at any time and the amount withdrawn is:

(a)	less than or equal to the total RBP — the GBP remains unchanged.

(b)	is greater than the total RBP — each payment’s GBP is reset to the lesser of that payment’s RBA or 7% of that payment’s GBA value, based on the RBA and GBA after the withdrawal. If the withdrawal is made during the waiting period, the excess withdrawal processing is applied AFTER any previously applied annual step ups have been reversed.

Remaining Benefit Payment (RBP): The amount available for withdrawal for the remainder of the contract year under the basic withdrawal benefit. At any point in time, the total RBP is the sum of the RBPs for each purchase payment. During the waiting period, when the guaranteed amount may be less than the GBP, the value of the RBP at the beginning of the contract year will be that amount that is actually guaranteed each contract year.

The RBP is determined at the following times, calculated as described:

•	At the beginning of each contract year during the waiting period and prior to any withdrawal — the RBP for each purchase payment is set equal to that purchase payment multiplied by 7%.

•	At the beginning of any other contract year — the RBP for each purchase payment is set equal to that purchase payment’s GBP.

•	When you make additional purchase payments — each additional purchase payment has its own RBP equal to that payment’s GBP.

•	At step up — (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

•	At spousal continuation — (see “Spousal Option to Continue the Contract” heading below).

•	When an individual RBA is reduced to zero — the RBP associated with that RBA will also be reset to zero.

•	When you make any withdrawal — the total RBP is reset to equal the total RBP immediately prior to the withdrawal less the amount of the withdrawal, but not less than zero. If there have been multiple purchase payments, each payment’s RBP is reduced proportionately. If you withdraw an amount greater than the RBP, GBA excess withdrawal processing and RBA excess withdrawal processing are applied and the amount available for future withdrawals for the remainder of the contract’s life may be reduced by more than the amount of withdrawal. When determining if a withdrawal will result in the excess withdrawal processing, the applicable RBP will not yet reflect the amount of the current withdrawal.

 164  RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS

Single Life only: Covered Person: The person whose life is used to determine when the ALP is established, and the duration of the ALP payments (see “Annual Lifetime Payment (ALP)” heading below). The covered person is the oldest contract owner or annuitant. If the owner is a nonnatural person, i.e., a trust or corporation, the covered person is the oldest annuitant. A spousal continuation or a change of contract ownership may reduce the amount of the lifetime withdrawal benefit and may change the covered person.

Joint Life only: Covered Spouses: The contract owner and his or her legally married spouse as defined under federal law, as named on the application for as long as the marriage is valid and in effect. If the contract owner is a nonnatural person (e.g., a trust), the covered spouses are the annuitant and the legally married spouse of the annuitant. The covered spouses lives are used to determine when the ALP is established, and the duration of the ALP payments (see “Annual Lifetime Payment (ALP)” heading below). The covered spouses are established on the rider effective date and cannot be changed.

Annual Lifetime Payment Attained Age (ALPAA):

•	Single Life: The covered person’s age after which time the lifetime benefit can be established. Currently, the lifetime benefit can be established on the later of the contract effective date or the contract anniversary date on/following the date the covered person reaches age 65.

•	Joint Life: The age of the younger covered spouse at which time the lifetime benefit is established.

Annual Lifetime Payment (ALP): Once established, the ALP under the lifetime withdrawal benefit is at any time the amount available for withdrawals in each contract year after the waiting period until the later of:

•	Single Life: death; or

•	Joint Life: death of the last surviving covered spouse; or

•	the RBA is reduced to zero.

The maximum ALP is $300,000. Prior to establishment of the ALP, the lifetime withdrawal benefit is not in effect and the ALP is zero.

During the waiting period, the guaranteed annual lifetime withdrawal amount may be less than the ALP due to the limitations the waiting period imposes on your ability to utilize both annual step-ups and withdrawals (see “Waiting Period” heading above). The guaranteed annual lifetime withdrawal amount during the waiting period is equal to the value of the RALP at the beginning of the contract year.

The ALP is determined at the following times:

•	Single Life: The later of the contract effective date or the contract anniversary date on/following the date the covered person reaches age 65 — the ALP is established as 6% of the total RBA.

•	Joint Life: The ALP is established as 6% of the total RBA on the earliest of the following dates:

(a)	the rider effective date if the younger covered spouse has already reached age 65.

(b)	the rider anniversary on/following the date the younger covered spouse reaches age 65.

(c)	upon the first death of a covered spouse, then

(1)	the date we receive written request when the death benefit is not payable and the surviving covered spouse has already reached age 65; or

(2)	the date spousal continuation is effective when the death benefit is payable and the surviving covered spouse has already reached age 65; or

(3)	the rider anniversary on/following the date the surviving covered spouse reaches age 65.

(d)	Following dissolution of marriage of the covered spouses,

(1)	the date we receive written request if the remaining covered spouse who is the owner (or annuitant in the case of nonnatural ownership) has already reached age 65; or

(2)	the rider anniversary on/following the date the remaining covered spouse who is the owner (or annuitant in the case of nonnatural ownership) reaches age 65.

•	When you make additional purchase payments — each additional purchase payment increases the ALP by 6% of the amount of the purchase payment.

•	At step ups — (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

•	Single Life: At spousal continuation or contract ownership change — (see “Spousal Option to Continue the Contract” and “Contract Ownership Change” headings below).

•	When you make a withdrawal during the waiting period and after a step up — Any prior annual step ups will be reversed. Step up reversal means that the ALP will be reset to equal total purchase payments multiplied by 6%. The step up reversal will only happen once during the waiting period, when the first withdrawal is made.

RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS 165

•	When you make a withdrawal at any time and the amount withdrawn is:

(a)	less than or equal to the RALP — the ALP remains unchanged.

(b)	is greater than the RALP — ALP excess withdrawal processing will be applied to the ALP. If the withdrawal is made during the waiting period, the excess withdrawal processing is applied AFTER any previously applied annual step ups have been reversed.

20% Rider Credit (for contracts with applications signed on or after June 1, 2008)
If you do not make a withdrawal during the first three rider years, then a 20% rider credit may increase your ALP. This credit is 20% of purchase payments received in the first 180 days that the rider is in effect and is used to establish the enhanced lifetime base. The enhanced lifetime base is an amount that may be used to increase the ALP. The 20% rider credit does not increase the basic withdrawal benefit or the contract value. Because step ups may increase your ALP, they may reduce or eliminate any benefit of the 20% rider credit.

Enhanced Lifetime Base (for contracts with applications signed on or after June 1, 2008)
The enhanced lifetime base will be established initially on the third rider anniversary. If you do not make a withdrawal during the first three rider years, then the enhanced lifetime base will be the sum of all purchase payments received during the first three rider years and the 20% rider credit. If you make a withdrawal during the first three rider years, then the 20% rider credit does not apply and the enhanced lifetime base will be established as zero and will always be zero.

The maximum enhanced lifetime base at any time is $5,000,000.

If the enhanced lifetime base is greater than zero, then it will:

•	increase by the amount of any purchase payments received on or after the third rider anniversary.

•	be reduced by any withdrawal in the same proportion as the withdrawal reduces the RBA and, if the withdrawal exceeds the RBP, it will then be set to the lesser of this reduced value and the contract value immediately following the withdrawal.

•	be set to the lesser of its current value and the contract value, if you choose an asset allocation model that is more aggressive than the target model while you are in the withdrawal phase.

If any of the following events occur, then the enhanced lifetime base will be established as or reset to zero and will always be zero:

•	The total RBA is reduced to zero.

•	You selected the Single Life rider, and there is a change in the covered person, including changes due to spousal continuations and ownership changes.

The enhanced lifetime base is an amount that may be used to increase the ALP and cannot be withdrawn or annuitized.

Increase in ALP because of the Enhanced Lifetime Base (for contracts with applications signed on or after June 1, 2008)
As of the later of the third rider anniversary and the date the initial ALP is established, the ALP will be increased to equal the enhanced lifetime base multiplied by 6%, if this amount is greater than the current ALP. Thereafter, the enhanced lifetime base will always be zero.

ALP EXCESS WITHDRAWAL PROCESSING
The ALP is reset to the lesser of the ALP immediately prior to the withdrawal, or 6% of the contract value immediately following the withdrawal.

Remaining Annual Lifetime Payment (RALP): The amount available for withdrawal for the remainder of the contract year under the lifetime withdrawal benefit. During the waiting period, when the guaranteed annual withdrawal amount may be less than the ALP, the value of the RALP at the beginning of the contract year will be the amount that is actually guaranteed each contract year. Prior to establishment of the ALP, the lifetime withdrawal benefit is not in effect and the RALP is zero.

The RALP is determined at the following times:

•	The RALP is established at the same time as the ALP, and:

(a)	During the waiting period and prior to any withdrawals — the RALP is established equal to 6% of purchase payments.

(b)	At any other time — the RALP is established equal to the ALP less all prior withdrawals made in the contract year but not less than zero.

•	At the beginning of each contract year during the waiting period and prior to any withdrawals — the RALP is set equal to the total purchase payments, multiplied by 6%.

•	At the beginning of any other contract year — the RALP is set equal to ALP.

 166  RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS

•	When you make additional purchase payments — each additional purchase payment increases the RALP by 6% of the purchase payment amount.

•	At step ups — (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

•	When you make any withdrawal — the RALP equals the RALP immediately prior to the withdrawal less the amount of the withdrawal but not less than zero. If you withdraw an amount greater than the RALP, ALP excess withdrawal processing is applied and may reduce the amount available for future withdrawals. When determining if a withdrawal will result in excess withdrawal processing, the applicable RALP will not yet reflect the amount of the current withdrawal.

Required Minimum Distributions (RMD): If you are taking RMDs from your contract and your RMD calculated separately for your contract is greater than the RBP or the RALP on the most recent contract anniversary, the portion of your RMD that exceeds the RBP or RALP on the most recent rider anniversary will not be subject to excess withdrawal processing provided that the following conditions are met:

•	The RMD is for your contract alone;

•	The RMD is based on your recalculated life expectancy taken from the Uniform Lifetime Table under the Code; and

•	The RMD amount is otherwise based on the requirements of section 401(a)(9), related Code provisions and regulations thereunder that were in effect on the effective date of the rider.

RMD rules follow the calendar year which most likely does not coincide with your contract year and therefore may limit when you can take your RMD and not be subject to excess withdrawal processing.

Withdrawal amounts greater than the RBP or RALP on the contract anniversary date that do not meet these conditions will result in excess withdrawal processing as described above. See Appendix E for additional information.

Step Up Date: The date any step up becomes effective, and depends on the type of step up being applied (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

Annual Step Up: Beginning with the first contract anniversary, an increase of the GBA, RBA, GBP, RBP, ALP and/or RALP values may be available. A step up does not create contract value, guarantee the performance of any investment option, or provide a benefit that can be withdrawn or paid upon death. Rather, a step up determines the current values of the GBA, RBA, GBP, RBP, ALP and RALP, and may extend the payment period or increase the allowable payment.

The annual step up may be available as described below, subject to the following rules:

•	The annual step up is effective on the step up date.

•	Only one step up is allowed each contract year.

•	If you take any withdrawals during the waiting period, any previously applied step ups will be reversed and the Annual step up will not be available until the end of the waiting period.

•	On any rider anniversary where the RBA or, if established, the ALP would increase and the application of the step up would not increase the rider charge, the annual step up will be automatically applied to your contract, and the step up date is the contract anniversary date.

•	If the application of the step up would increase the rider charge, the annual step up is not automatically applied. Instead, you have the option to step up for 30 days after the contract anniversary as long as either the contract value is greater than the total RBA or 6% of the contract value is greater than the ALP, if established, on the step-up date. If you exercise the elective annual step up option, you will pay the rider charge in effect on the step up date. If you wish to exercise the elective annual step up option, we must receive a request from you or your investment professional. The step up date is the date we receive your request to step up. If your request is received after the close of business, the step up date will be the next valuation day.

•	The ALP and RALP are not eligible for step ups until they are established. Prior to being established, the ALP and RALP values are both zero.

•	Please note it is possible for the ALP to step up even if the RBA or GBA do not step up, and it is also possible for the RBA and GBA to step up even if the ALP does not step up.

The annual step up resets the GBA, RBA, GBP, RBP, ALP and RALP values as follows:

•	The total RBA will be reset to the greater of the total RBA immediately prior to the step up date or the contract value on the step up date.

•	The total GBA will be reset to the greater of the total GBA immediately prior to the step up date or the contract value on the step up date.

•	The total GBP will be reset using the calculation as described above based on the increased GBA and RBA.

RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS 167

•	The total RBP will be reset as follows:

(a)	During the waiting period and prior to any withdrawals, the RBP will not be affected by the step up.

(b)	At any other time, the RBP will be reset to the increased GBP less all prior withdrawals made in the current contract year, but not less than zero.

•	The ALP will be reset to the greater of the ALP immediately prior to the step up date or 6% of the contract value on the step up date.

•	The RALP will be reset as follows:

(a)	During the waiting period and prior to any withdrawals, the RALP will not be affected by the step up.

(b)	At any other time, the RALP will be reset to the increased ALP less all prior withdrawals made in the current contract year, but not less than zero.

Spousal Option to Continue the Contract upon Owner’s Death (Spousal Continuation):
Single Life: If a surviving spouse elects to continue the contract and continues the contract as the new owner under the spousal continuation provision of the contract, the SecureSource – Single Life rider also continues. When the spouse elects to continue the contract, any remaining waiting period is cancelled and any waiting period limitations on withdrawals and step-ups terminate; if the covered person changes due to spousal continuation the GBA, RBA, GBP, RBP, ALP and RALP values are affected as follows:

•	The GBA, RBA and GBP values remain unchanged.

•	The RBP is automatically reset to the GBP less all prior withdrawals made in the current contract year, but not less than zero.

•	If the ALP has not yet been established and the new covered person has not yet reached age 65 as of the date of continuation — the ALP will be established on the contract anniversary following the date the covered person reaches age 65 as the lesser of the RBA or the contract anniversary value, multiplied by 6%. The RALP will be established on the same date equal to the ALP.

•	If the ALP has not yet been established but the new covered person is age 65 or older as of the date of continuation — the ALP will be established on the date of continuation as the lesser of the RBA or the contract value, multiplied by 6%. The RALP will be established on the same date in an amount equal to the ALP less all prior withdrawals made in the current contract year, but not less than zero.

•	If the ALP has been established but the new covered person has not yet reached age 65 as of the date of continuation — the ALP and RALP will be automatically reset to zero for the period of time beginning with the date of continuation and ending with the contract anniversary following the date the covered person reaches age 65. At the end of this time period, the ALP will be reset to the lesser of the RBA or the anniversary contract value, multiplied by 6%, and the RALP will be reset to the ALP.

•	If the ALP has been established and the new covered person is age 65 or older as of the date of continuation — the ALP will be automatically reset to the lesser of the current ALP or 6% of the contract value on the date of continuation. The RALP will be reset to the ALP less all prior withdrawals made in the current contract year, but not less than zero.

Please note that the lifetime withdrawal benefit amount may be reduced as a result of the spousal continuation.

Joint Life: If a surviving spouse is a covered spouse and elects the spousal continuation provision of the contract as the new owner, the SecureSource – Joint Life rider also continues. When the spouse elects to continue the contract, any remaining waiting period is cancelled and any waiting period limitations on withdrawals and step-ups terminate. The surviving covered spouse can name a new beneficiary, however, a new covered spouse cannot be added to the rider.

Spousal Continuation Step Up: At the time of spousal continuation, a step-up may be available. All annual step-up rules (see “Annual Step-Up” heading above), other than those that apply to the waiting period, also apply to the spousal continuation step-up. If the spousal continuation step-up is processed automatically, the step-up date is the valuation date spousal continuation is effective. If not, the spouse must elect the step up and must do so within 30 days of the spousal continuation date. If the spouse elects the spousal continuation step up, the step-up date is the valuation date we receive the spouse’s written request to step-up if we receive the request by the close of business on that day, otherwise the next valuation date.

Rules for Withdrawal Provision of Your Contract: Minimum account values following a withdrawal no longer apply to your contract. For withdrawals, the withdrawal will be made from the variable subaccounts, guarantee period accounts (where available), the one-year fixed account (if applicable) and the DCA fixed account in the same proportion as your interest in each bears to the contract value. You cannot specify from which accounts the withdrawal is to be made.

 168  RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS

If Contract Value Reduces to Zero: If the contract value reduces to zero and the total RBA remains greater than zero, you will be paid in the following scenarios:

1)	The ALP has not yet been established and the contract value is reduced to zero as a result of fees or charges or a withdrawal that is less than or equal to the RBP. In this scenario, you can choose to:

(a)	receive the remaining schedule of GBPs until the RBA equals zero; or

(b)	Single Life: wait until the rider anniversary following the date the covered person reaches age 65, and then receive the ALP annually until the latter of (i) the death of the covered person, or (ii) the RBA is reduced to zero; or

(c)	Joint Life: wait until the rider anniversary following the date the younger covered spouse reaches age 65, and then receive the ALP annually until the latter of (i) the death of the last surviving covered spouse, or (ii) the RBA is reduced to zero.

We will notify you of this option. If no election is made, the ALP will be paid.

2)	The ALP has been established and the contract value reduces to zero as a result of fees or charges, or a withdrawal that is less than or equal to both the RBP and the RALP. In this scenario, you can choose to receive:

(a)	the remaining schedule of GBPs until the RBA equals zero; or

(b)	Single Life: the ALP annually until the latter of (i) the death of the covered person, or (ii) the RBA is reduced to zero; or

(c)	Joint Life: the ALP annually until the latter of (i) the death of the last surviving covered spouse, or (ii) the RBA is reduced to zero.

We will notify you of this option. If no election is made, the ALP will be paid.

3)	The ALP has been established and the contract value falls to zero as a result of a withdrawal that is greater than the RALP but less than or equal to the RBP. In this scenario, the remaining schedule of GBPs will be paid until the RBA equals zero.

4)	The ALP has been established and the contract value falls to zero as a result of a withdrawal that is greater than the RBP but less than or equal to the RALP. In this scenario, the ALP will be paid annually until the death of the:

•	Single Life: covered person;

•	Joint Life: last surviving covered spouse.

Under any of these scenarios:

•	The annualized amounts will be paid to you in the frequency you elect. You may elect a frequency offered by us at the time payments begin. Available payment frequencies will be no less frequent than annually;

•	We will no longer accept additional purchase payments;

•	You will no longer be charged for the rider;

•	Any attached death benefit riders will terminate; and

•	Single Life: The death benefit becomes the remaining payments, if any, until the RBA is reduced to zero.

•	Joint Life: If the owner had been receiving the ALP, upon the first death the ALP will continue to be paid annually until the later of: 1) the death of the last surviving covered spouse or 2) the RBA is reduced to zero. In all other situations the death benefit becomes the remaining payments, if any, until the RBA is reduced to zero.

The SecureSource rider and the contract will terminate under either of the following two scenarios:

•	If the contract value falls to zero as a result of a withdrawal that is greater than both the RALP and the RBP. This is full withdrawal of the contract value.

•	If the contract value falls to zero as a result of a withdrawal that is greater than the RALP but less than or equal to the RBP, and the total RBA is reduced to zero.

At Death:
Single Life: If the contract value is greater than zero when the death benefit becomes payable, the beneficiary may: 1) elect to take the death benefit under the terms of the contract, 2) take the fixed payout option available under this rider, or 3) continue the contract under the spousal continuation provision of the contract above.

If the contract value equals zero and the death benefit becomes payable, the following will occur:

•	If the RBA is greater than zero and the owner has been receiving the GBP each year, the GBP will continue to be paid to the beneficiary until the RBA equals zero.

•	If the covered person dies and the RBA is greater than zero and the owner has been receiving the ALP each year, the ALP will continue to be paid to the beneficiary until the RBA equals zero.

RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS 169

•	If the covered person is still alive and the RBA is greater than zero and the owner has been receiving the ALP each year, the ALP will continue to be paid to the beneficiary until the later of the death of the covered person or the RBA equals zero.

•	If the covered person is still alive and the RBA equals zero and the owner has been receiving the ALP each year, the ALP will continue to be paid to the beneficiary until the death of the covered person.

•	If the covered person dies and the RBA equals zero, the benefit terminates. No further payments will be made.

Joint Life: If the death benefit becomes payable at the death of a covered spouse, the surviving covered spouse must utilize the spousal continuation provision of the contract and continue the contract as the new owner to continue the joint benefit. If spousal continuation is not available under the terms of the contract, the rider terminates. The lifetime benefit of this rider ends at the death of the last surviving covered spouse.

If the contract value is greater than zero when the death benefit becomes payable, the beneficiary may: 1) elect to take the death benefit under the terms of the contract, 2) take the fixed payout option available under this rider, or 3) continue the contract under the spousal continuation provision of the contract above.

If the contract value equals zero at the first death of a covered spouse, the ALP will continue to be paid annually until the later of: 1) the death of the last surviving covered spouse or 2) the RBA is reduced to zero.

If the contract value equals zero at the death of the last surviving covered spouse, the following will occur:

•	If the RBA is greater than zero and the owner has been receiving the GBP each year, the GBP will continue to be paid to the beneficiary until the RBA equals zero.

•	If the RBA is greater than zero and the owner has been receiving the ALP each year, the ALP will continue to be paid to the beneficiary until the RBA equals zero.

•	If the RBA equals zero, the benefit terminates. No further payments will be made.

Contract Ownership Change:
Single Life: If the contract changes ownership (see “Changing Ownership”), the GBA, RBA, GBP, RBP values will remain unchanged and the ALP and RALP will be reset as follows. Our current administrative practice is to only reset the ALP and RALP if the covered person changes due to the ownership change.

•	If the ALP has not yet been established and the new covered person has not yet reached age 65 as of the ownership change date — the ALP and the RALP will be established on the contract anniversary following the date the covered person reaches age 65. The ALP will be set equal to the lesser of the RBA or the anniversary contract value, multiplied by 6%. If the anniversary date occurs during the waiting period and prior to a withdrawal, the RALP will be set equal to the lesser of the ALP or total purchase payments multiplied by 6%. If the anniversary date occurs at any other time, the RALP will be set to the ALP.

•	If the ALP has not yet been established but the new covered person is age 65 or older as of the ownership change date — the ALP and the RALP will be established on the ownership change date. The ALP will be set equal to the lesser of the RBA or the contract value, multiplied by 6%. If the ownership change date occurs during the waiting period and prior to a withdrawal, the RALP will be set to the lesser of the ALP or total purchase payments multiplied by 6%. If the ownership change date occurs at any other time, the RALP will be set to the ALP less all prior withdrawals made in the current contract year but not less than zero.

•	If the ALP has been established but the new covered person has not yet reached age 65 as of the ownership change date — the ALP and the RALP will be reset to zero for the period of time beginning with the ownership change date and ending with the contract anniversary following the date the covered person reaches age 65. At the end of this time period, the ALP will be reset to the lesser of the RBA or the anniversary contract value, multiplied by 6%. If the time period ends during the waiting period and prior to any withdrawals, the RALP will be reset to equal the lesser of the ALP or total purchase payments multiplied by 6%. If the time period ends at any other time, the RALP will be reset to the ALP.

•	If the ALP has been established and the new covered person is age 65 or older as of the ownership change date — the ALP and the RALP will be reset on the ownership change date. The ALP will be reset to the lesser of the current ALP or 6% of the contract value. If the ownership change date occurs during the waiting period and prior to a withdrawal, the RALP will be reset to the lesser of the ALP or total purchase payments multiplied by 6%. If the ownership change date occurs at any other time, the RALP will be reset to the ALP less all prior withdrawals made in the current contract year but not less than zero.

Please note that the lifetime withdrawal benefit amount may be reduced as a result of the ownership change.

Joint Life: Ownership changes are only allowed between the covered spouses or their revocable trust(s). No other ownership changes are allowed as long as the rider is in force.

 170  RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS

Guaranteed Withdrawal Benefit Annuity Option: Several annuity payout plans are available under the contract. As an alternative to these annuity payout plans, a fixed annuity payout option is available under the SecureSource rider.

Under this option the amount payable each year will be equal to the remaining schedule of GBPs, but the total amount paid over the life of the annuity will not exceed the current total RBA at the time you begin this fixed annuity payout option. These annualized amounts will be paid in the frequency that you elect. The frequencies will be among those offered by us at that time but will be no less frequent than annually. If, at the death of the owner, total payouts have been made for less than the RBA, the remaining payouts will be paid to the beneficiary (see “The Annuity Payout Period” and “Taxes”).

This option may not be available if the contract is issued to qualify under section 403 or 408 of the Code, as amended. For such contracts, this option will be available only if the guaranteed payment period is less than the life expectancy of the owner at the time the option becomes effective. Such life expectancy will be computed using a life expectancy table published by the IRS.

This annuity payout option may also be elected by the beneficiary of a contract as a settlement option. Whenever multiple beneficiaries are designated under the contract, each such beneficiary’s share of the proceeds if they elect this option will be in proportion to their applicable designated beneficiary percentage. Beneficiaries of nonqualified contracts may elect this settlement option subject to the distribution requirements of the contract. We reserve the right to adjust the remaining schedule of GBPs if necessary to comply with the Code.

RIDER TERMINATION
The SecureSource rider cannot be terminated either by you or us except as follows:

1.	Single Life: After the death benefit is payable the rider will terminate if your spouse does not use the spousal continuation provision of the contract to continue the contract.

2.	Joint Life: After the death benefit is payable the rider will terminate if:

(a) any one other than a covered spouse continues the contract, or

(b) a covered spouse does not use the spousal continuation provision of the contract to continue the contract.

3.	Annuity payouts under an annuity payout plan will terminate the rider.

4.	Termination of the contract for any reason will terminate the rider.

5.	When a beneficiary elects an alternative payment plan which is an inherited IRA, the rider will terminate.

RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS 171

Appendix N: SecureSource 20 Rider Disclosure

SECURESOURCE 20 RIDERS
This is an optional benefit that you can add to your contract for an additional charge. The benefit is intended to provide to you, after the waiting period, a specified withdrawal amount annually for life, even if your contract value is zero, subject to the terms and provisions described in this section. This benefit offers a credit feature to help in low or poor performing markets and a step up feature to lock in contract anniversary values. The SecureSource 20 rider may be appropriate for you if you intend to make periodic withdrawals from your annuity contract and wish to ensure that market performance will not adversely affect your ability to withdraw your principal over time. This benefit is intended for assets you plan to hold and let accumulate for at least three years. If you take any withdrawals during the 3-year waiting period, your benefits will be set to zero until the end of the waiting period when they will be re-established based on your contract value at that time and you will not receive 20% credit offered under this rider.

There are two optional SecureSource 20 riders available under your contract:

•	SecureSource 20 — Single Life; or

•	SecureSource 20 — Joint Life.

The information in this section applies to both Secure Source 20 riders, unless otherwise noted.

For the purpose of this rider, the term “withdrawal” is equal to the term “surrender” in the contract or any riders. Withdrawals will adjust contract values and benefits in the same manner as surrenders.

The SecureSource 20 — Single Life rider covers one person. The SecureSource 20 — Joint Life Rider covers two spouses jointly who are named at contract issue. You may elect only the SecureSource 20 — Single Life rider or the SecureSource 20 — Joint Life rider, not both, and you may not switch riders later. You must elect the rider when you purchase your contract. The rider effective date will be the contract issue date.

The SecureSource 20 rider is an optional benefit that you may select, if approved in your state, for an additional annual charge if:

•	your contract application is signed on or after Aug. 10, 2009, but prior to Nov. 30, 2009; and

•	Single Life: you and the annuitant are 80 or younger on the date the contract is issued; or

•	Joint Life: you and your spouse are 80 or younger on the date the contract is issued.

The SecureSource 20 riders are not available under an inherited qualified annuity.

The SecureSource 20 rider guarantees that after the waiting period, regardless of the investment performance of your contract, you will be able to withdraw up to a certain amount each year from the contract before the annuity payouts begin until:

•	Single Life: until death (see “At Death” heading below) or until the depletion of the basic benefit.

•	Joint Life: until the death of the last surviving covered spouse (see “Joint Life only: Covered Spouses” and “At Death” headings below) or until the depletion of the basic benefit.

KEY TERMS
The key terms associated with the SecureSource 20 rider are:

Annual Lifetime Payment (ALP): the lifetime benefit amount available each contract year after the waiting period and until your death (Joint Life: the death of both covered spouses). After the waiting period, the annual withdrawal amount guaranteed by the rider can vary each contract year. The maximum ALP is $300,000.

Annual Lifetime Payment Attained Age (ALPAA): the age at which the lifetime benefit is established.

Enhanced Lifetime Base (ELB): used in the calculation of the ALP on the later of the ELB date or the establishment of the ALP. The ELB cannot be withdrawn or annuitized and is not payable as a death benefit.

Guaranteed Benefit Amount (GBA): the total cumulative withdrawals guaranteed by the rider under the basic benefit. The maximum GBA is $5,000,000. The GBA cannot be withdrawn or annuitized and is not payable as a death benefit. It is an interim value used to calculate the amount available for withdrawals each year after the waiting period under the basic benefit (see “Guaranteed Benefit Payment” below). At any time, the total GBA is the sum of the individual GBAs associated with each purchase payment.

Guaranteed Benefit Payment (GBP): the basic benefit amount available each contract year after the waiting period until the RBA is reduced to zero. After the waiting period the annual withdrawal amount guaranteed by the rider can vary each contract year.

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Remaining Annual Lifetime Payment (RALP): as you make withdrawals during a contract year, the remaining amount that the rider guarantees will be available for withdrawal that year is reduced. The RALP is the lifetime benefit amount that can be withdrawn during the remainder of the current contract year.

Remaining Benefit Amount (RBA): each withdrawal you make reduces the amount that is guaranteed by the rider for future withdrawals. At any point in time, the RBA equals the amount of GBA that remains available for withdrawals for the remainder of the contract’s life, and total RBA is the sum of the individual RBAs associated with each purchase payment. The maximum RBA is $5,000,000.

Remaining Benefit Payment (RBP): as you make withdrawals during a contract year, the remaining amount that the rider guarantees will be available for withdrawal that year is reduced. The RBP is the basic benefit amount that can be withdrawn during the remainder of the current contract year.

Waiting period: The period of time before you can take a withdrawal without affecting benefits under the rider. The waiting period starts on the rider effective date and ends on the day prior to the third rider anniversary.

Withdrawal Adjustment Base (WAB): one of the components used to determine the GBP Percentage and ALP Percentage. The WAB cannot be withdrawn or annuitized and is not payable as a death benefit.

Withdrawal: The amount by which your contract value is reduced as a result of any withdrawal request. It may differ from the amount of your request due to any surrender charge and any market value adjustment.

DESCRIPTION OF THE SECURESOURCE 20 RIDER
Before the lifetime benefit is established, the annual withdrawal amount guaranteed by the riders after the waiting period is the basic benefit amount. After the lifetime benefit is established and after the waiting period, the riders guarantee that you have the option each contract year to cumulatively withdraw an amount up to the lifetime benefit amount or the basic benefit amount, but the riders do not guarantee withdrawal of both in a contract year.

The lifetime withdrawal benefit is established automatically:

•	Single Life: on the rider anniversary date after the covered person reaches age 65, or on the rider effective date if the covered person is age 65 or older on the rider effective date (see “Annual Lifetime Payment Attained Age (ALPAA)” heading below);

•	Joint Life: on the rider anniversary date after the younger covered spouse reaches age 65, or on the rider effective date if the younger covered spouse is age 65 or older on the rider effective date (see “Annual Lifetime Payment Attained Age (ALPAA)” and “Annual Lifetime Payments (ALP)” headings below).

The basic benefit amount and the lifetime benefit amount can vary based on the relationship of your contract value to the Withdrawal Adjustment Base (WAB). When the first withdrawal is taken each contract year after the waiting period, the percentages used to determine the benefit amounts are set and fixed for the remainder of that year.

If you withdraw less than the allowed withdrawal amount in a contract year, the unused portion cannot be carried over to the next year.

If you withdraw more than the allowed withdrawal amount in a contract year, we call this an “excess withdrawal” under the rider. Excess withdrawals trigger an adjustment of a benefit’s guaranteed amount, which may cause it to be reduced (see “GBA Excess Withdrawal Processing,” “RBA Excess Withdrawal Processing,” and “ALP Excess Withdrawal Processing” headings below).

Please note that basic benefit and lifetime benefit each has its own definition of the allowed annual withdrawal amount. Therefore a withdrawal may be considered an excess withdrawal for purposes of the lifetime benefit only, the basic benefit only, or both.

At any time after the waiting period, as long as your withdrawal does not exceed the greater of the basic benefit amount or the lifetime benefit amount, if established, you will not be assessed a surrender charge or any market value adjustment. If your withdrawals exceed the greater of the RBP or the RALP, surrender charges under the terms of the contract may apply (see “Charges — Surrender Charges”). The amount we actually deduct from your contract value will be the amount you request plus any applicable surrender charge. Market value adjustments, if applicable, will also be made (see “Guarantee Period Accounts (GPAs) — Market Value Adjustment”). We pay you the amount you request. Any withdrawals you take under the contract will reduce the value of the death benefits (see “Benefits in Case of Death”). Upon full withdrawal, you will receive the remaining contract value less any applicable charges (see “Making the Most of Your Contract — Withdrawals”).

Subject to conditions and limitations, an annual step-up can increase the basic benefit amount and the lifetime benefit amount, if your contract value has increased on a rider anniversary.

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Subject to conditions and limitations, if no withdrawals are taken prior to the third rider anniversary, the 20% rider credit may increase the lifetime benefit (if already established) or the Enhanced Lifetime Base (ELB) may increase the lifetime benefit (when established).

The values associated with the basic benefit are GBA, RBA, GBP and RBP. The values associated with the lifetime benefit are ALP, RALP and ELB. ALP and GBP are similar in that they are the annual withdrawal amount for each benefit after the waiting period. RALP and RBP are similar in that they are the remaining amount that can be withdrawn during the current contract year for each benefit.

IMPORTANT SECURESOURCE 20 RIDER CONSIDERATIONS
You should consider whether a SecureSource 20 rider is appropriate for you taking into account the following considerations:

•	Lifetime Benefit Limitations: The lifetime benefit is subject to certain limitations, including but not limited to:

(a)	Single Life: Once the contract value equals zero, payments are made for as long as the covered person is living (see “If Contract Value Reduces to Zero” heading below). However, if the contract value is greater than zero, the lifetime benefit terminates at the first death of any owner or annuitant even if the covered person is still living (see “At Death” heading below). Therefore, the rider will terminate when a death benefit becomes payable. This possibility may present itself when:

(i)	There are multiple contract owners — when one of the contract owners dies the lifetime benefit terminates even though other contract owners are still living; or

(ii)	The owner and the annuitant are not the same persons — if the annuitant dies before the owner, the lifetime benefit terminates even though the owner is still living.

Joint Life: Once the contract value equals zero, payments are made for as long as either covered spouse is living (see “If Contract Value Reduces to Zero” heading below). However, if the contract value is greater than zero, the lifetime benefit terminates at the death of the last surviving covered spouse (see “At Death” heading below).

(b)	Excess withdrawals can reduce the ALP to zero even though the GBA, RBA, GBP and/or RBP values are greater than zero. If both the ALP and the contract value are zero, the lifetime benefit will terminate.

(c)	If the lifetime benefit is first established prior to the third rider anniversary, the initial ALP is based on the basic benefit’s RBA at that time (see “Annual Lifetime Payment (ALP)” heading below). If the lifetime benefit is first established on/after the third rider anniversary, the initial ALP is based on the greater of the basic benefit’s RBA and the ELB at that time. Any withdrawal you take before the ALP is established reduces the RBA and ELB and therefore may result in a lower amount of lifetime withdrawals you are allowed to take.

(d)	Withdrawals can reduce both the contract value and the RBA to zero prior to the establishment of the ALP. If this happens, the contract and the rider will terminate.

•	Withdrawals: Please consider carefully when you start taking withdrawals from this rider. If you take any withdrawals during the 3-year waiting period, your benefits will be set to zero until the end of the waiting period when they will be re-established based on your contract value at that time and you will not receive 20% credit offered under this rider. Any withdrawal request within the 3-year waiting period must be submitted in writing. Also, after the waiting period if you withdraw more than the allowed withdrawal amount in a contract year (“excess withdrawal”), the guaranteed amounts under the rider may be reduced.

•	Use of Portfolio Navigator Program Required: You must be invested in one of the available PN program investment options of the PN program. This requirement limits your choice of subaccounts, one-year fixed account and GPAs (if available) to the PN program investment options (if applicable) you have selected. This means you will not be able to allocate contract value to all of the subaccounts, GPAs or the one-year fixed account that are available under the contract to contract owners who do not elect the rider. (See “Making the Most of Your Contract — Portfolio Navigator Program.”) You may allocate purchase payments to the DCA fixed account, when available, and we will make monthly transfers into the investment option you have chosen. You may make two elective investment option changes per contract year; we reserve the right to limit elective investment option changes if required to comply with the written instructions of a fund (see “Market Timing”).

You can allocate your contract value to any available investment options during the following times: (1) prior to your first withdrawal and (2) following a benefit reset due to an investment option change as described below but prior to any subsequent withdrawal. During these accumulation phases, you may request to change your investment option to any available investment option.

Immediately following a withdrawal your contract value will be reallocated to the target investment option as shown in your contract if your current investment option is more aggressive than the target investment option. If you are in a static model

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portfolio, this reallocation will be made to the applicable fund of funds investment option. This automatic reallocation is not included in the total number of allowed investment option changes per contract year. The target investment option classification is currently the Moderate investment option. We reserve the right to change the target investment option to an investment option that is more aggressive than the current target investment option after 30 days written notice.

After you have taken a withdrawal and prior to any benefit reset as described below, you are in a withdrawal phase. During withdrawal phases you may request to change your investment option to the target investment option or any investment option that is more conservative than the target investment option without a benefit reset as described below. If you are in a withdrawal phase and you choose to allocate your contract value to an investment option that is more aggressive than the target investment option, you will be in the accumulation phase again. If this is done after the waiting period, your rider benefit will be reset as follows:

(a)	the total GBA will be reset to the contract value, if your contract value is less; and

(b)	the total RBA will be reset to the contract value, if your contract value is less; and

(c)	the ALP, if established, will be reset to your current ALP Percentage (either 6% or 5% as described under “GBP Percentage and ALP Percentage” heading below) times the contract value, if this amount is less than the current ALP; and

(d)	the GBP will be recalculated as described below, based on the reset GBA and RBA; and

(e)	the RBP will be recalculated as the reset GBP less all prior withdrawals taken during the current contract year, but not less than zero; and

(f)	the RALP will be recalculated as the reset ALP less all prior withdrawals taken during the current contract year, but not less than zero; and

(g)	the WAB will be reset as follows:

•	if the ALP has not been established, the WAB will be equal to the reset GBA.

if the ALP has been established, the WAB will be equal to the reset ALP, divided by the current ALP Percentage; and

(h)	the ELB, if greater than zero, will be reset to the contract value, if your contract value is less.

You may request to change your investment option by written request on an authorized form or by another method agreed to by us.

•	Non-Cancelable: Once elected, the SecureSource 20 rider may not be cancelled (except as provided under “Rider Termination” heading below) and the fee will continue to be deducted until the contract or rider is terminated or the contract value reduces to zero (described below).

Dissolution of marriage does not terminate the SecureSource 20 – Joint Life rider and will not reduce the fee we charge for this rider. The benefit under the SecureSource 20 – Joint Life rider continues for the covered spouse who is the owner of the contract (or annuitant in the case of nonnatural ownership). The rider will terminate at the death of the contract owner (or annuitant in the case of nonnatural ownership) because the original covered spouse will be unable to elect the spousal continuation provision of the contract (see “Joint Life only: Covered Spouses” below).

•	Joint Life: Limitations on Contract Owners, Annuitants and Beneficiaries: Since the joint life benefit will terminate unless the surviving covered spouse continues the contract under the spousal option to continue the contract upon the owner’s death provision, only ownership arrangements that permit such continuation are allowed at rider issue. In general, the covered spouses should be joint owners, or one covered spouse should be the owner and the other covered spouse should be named as the sole primary beneficiary. The annuitant must also be an owner. For non-natural ownership arrangements that allow for spousal continuation one covered spouse should be the annuitant and the other covered spouse should be the sole primary beneficiary. For revocable trust ownerships, the grantor of the trust must be the annuitant and the beneficiary must either be the annuitant’s spouse or a trust that names the annuitant’s spouse as the sole primary beneficiary. You are responsible for establishing ownership arrangements that will allow for spousal continuation.

If you select the SecureSource 20 – Joint Life rider, please consider carefully whether or not you wish to change the beneficiary of your annuity contract. The rider will terminate if the surviving covered spouse can not utilize the spousal continuation provision of the contract when the death benefit is payable.

•	Limitations on Purchase Payments: We reserve the right to limit the cumulative amount of purchase payments, subject to state restrictions. For current purchase payment restrictions, please see “Buying Your Contract — Purchase Payments”.

•	Interaction with Total Free Amount (FA) contract provision: The FA is the amount you are allowed to withdraw from the contract in each contract year without incurring a surrender charge (see “Charges — Surrender Charge”). The FA may be greater than the RBP or RALP under this rider. Any amount you withdraw under the contract’s FA provision that exceeds

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the RBP or RALP is subject to the excess withdrawal processing described below for the GBA, RBA and ALP. Also, any amount you withdraw during the waiting period will set all benefits under the rider to zero until the end of the waiting period when they will be reestablished based on the contract value at that time.

You should consult your tax advisor before you select this optional rider if you have any questions about the use of the rider in your tax situation because:

•	Tax Considerations for Nonqualified Annuities: Under current federal income tax law, withdrawals under nonqualified annuities, including withdrawals taken from the contract under the terms of the rider, are treated less favorably than amounts received as annuity payments under the contract (see “Taxes — Nonqualified Annuities”). Withdrawals are taxable income to the extent of earnings. Withdrawals of earnings before age 59 1/2 may also incur a 10% IRS early withdrawal penalty. You should consult your tax advisor before you select this optional rider if you have any questions about the use of the rider in your tax situation.

•	Tax Considerations for Qualified Annuities: Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract (see “Taxes — Qualified Annuities — Required Minimum Distributions”). If you have a qualified annuity, you may need to take an RMD during the waiting period and such withdrawals will set all benefits under the rider to zero until the end of the waiting period when they will be reestablished based on the contract value at that time. While the rider permits certain excess withdrawals to be taken after the waiting period for the purpose of satisfying RMD requirements for your contract alone without reducing future benefits guaranteed under the rider, there can be no guarantee that changes in the federal income tax law after the effective date of the rider will not require a larger RMD to be taken, in which case, future guaranteed withdrawals under the rider could be reduced. See Appendix E for additional information.

•	Treatment of Civil Unions and Domestic Partners: The Federal Defense of Marriage Act (“DOMA”) does not recognize same-sex marriages or civil unions, even if permitted under applicable state law. As a result, a beneficiary of a deceased owner who was treated as married to the owner under state law and for purposes of this rider, but whose marriage is not recognized under DOMA, will be required to take distributions from the contract in the manner applicable to non-spouse beneficiaries. In some circumstances, these required distributions could substantially reduce or eliminate the value of the rider. See “Taxes — Other — Spousal status.”

•	Limitations on TSAs: Your right to take withdrawals is restricted if your contract is a TSA (see “TSA — Special Provisions”).

BASIC BENEFIT DESCRIPTION
The GBA and RBA are determined at the following times, subject to the maximum amount of $5,000,000, calculated as described:

•	At contract issue — the GBA and RBA are equal to the initial purchase payment.

•	When you make additional purchase payments — If a withdrawal is taken during the waiting period, the GBA and RBA will not change when a subsequent purchase payment is made during the waiting period. Prior to any withdrawal during the waiting period and after the waiting period, each additional purchase payment will have its own GBA and RBA established equal to the amount of the purchase payment.

•	At step up — (see “Annual Step Up” heading below).

•	At spousal continuation — (see “Spousal Option to Continue the Contract upon Owner’s Death” heading below).

•	When an individual RBA is reduced to zero — the GBA that is associated with that RBA will also be set to zero.

•	When you take a withdrawal during the waiting period — the total GBA and total RBA will be set equal to zero until the end of the waiting period.

•	When you take a withdrawal after the waiting period and the amount withdrawn is:

(a)	less than or equal to the total RBP — the total RBA is reduced by the amount of the withdrawal and the GBA remains unchanged. If there have been multiple purchase payments, both the total GBA and each payment’s GBA remain unchanged, and each payment’s RBA is reduced in proportion to its RBP.

(b)	greater than the total RBP — excess withdrawal processing will be applied to the GBA and RBA.

•	On the rider anniversary at the end of the waiting period — If the first withdrawal is taken during the waiting period and you did not decline a rider fee increase, the total GBA and the total RBA will be reset to the contract value.

If the first withdrawal is taken during the waiting period and you decline a rider fee increase, the total GBA and the total RBA will be reset to the lesser of (1) the GBA at the time of the first withdrawal, plus any additional purchase payments since the time of the first withdrawal, minus all withdrawals, or (2) the contract value.

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•	Upon certain changes to your PN program investment options under the PN program as described under “Use of Portfolio Navigator Program Required,” above.

GBA EXCESS WITHDRAWAL PROCESSING
The total GBA will automatically be reset to the lesser of (a) the total GBA immediately prior to the withdrawal; or (b) the contract value immediately following the withdrawal. If there have been multiple purchase payments, each payment’s GBA after the withdrawal will be reset to equal that payment’s RBA after the withdrawal plus (a) times (b), where:

(a)	is the ratio of the total GBA after the withdrawal less the total RBA after the withdrawal to the total GBA before the withdrawal less the total RBA after the withdrawal; and

(b)	is each payment’s GBA before the withdrawal less that payment’s RBA after the withdrawal.

RBA EXCESS WITHDRAWAL PROCESSING
The total RBA will automatically be reset to the lesser of (a) the contract value immediately following the withdrawal, or (b) the total RBA immediately prior to the withdrawal, less the amount of the withdrawal.

If there have been multiple purchase payments, both the total RBA and each payment’s RBA will be reset. The total RBA will be reset according to the excess withdrawal processing described above. Each payment’s RBA will be reset in the following manner:

1.	The withdrawal amount up to the total RBP is taken out of each RBA bucket in proportion to its individual RBP at the time of the withdrawal; and

2.	The withdrawal amount above the total RBP and any amount determined by the excess withdrawal processing are taken out of each RBA bucket in proportion to its RBA at the time of the withdrawal.

GBP Percentage and ALP Percentage: We use two percentages (6% and 5%) to calculate your GBP and ALP. The percentage used can vary as described below:

During the waiting period, 6% will be used to determine the amount payable to beneficiaries under the RBA Payout Option described below. After the waiting period, a comparison of your contract value and the WAB determines your GBP Percentage and ALP Percentage, unless the percentage is fixed as described below. On each valuation date, if the benefit determining percentage is less than the 20% adjustment threshold, then 6% is used in calculating your GBP and ALP; otherwise, 5% is used. Market volatility and returns, the deduction of fees and the 20% credit could impact your benefit determining percentage. The benefit determining percentage is calculated as follows but will not be less than zero:

1 − (a/b)

a = contract value at the end of the prior valuation period

b = WAB at the end of the prior valuation period

When the first withdrawal in a contract year is taken, the GBP Percentage and ALP Percentage will be set and fixed for the remainder of that contract year. Beginning on the next rider anniversary, the GBP Percentage and ALP Percentage can change on each valuation date as described above until a withdrawal is taken in that contract year.

Under certain limited situations, your GBP Percentage and ALP Percentage will not vary each contract year. They will be set at the earliest of (1), (2) or (3) below and remain fixed for as long as the benefit is payable:

(1)	when the RBA Payout Option is elected, or

(2)	if the ALP is established, when your contract value on a rider anniversary is less than two times the ALP (for the purpose of this calculation only, the ALP is determined using 5%; the ALP Percentage used to determine your ALP going forward will be either 6% or 5%), or

(3)	when the contract value reduces to zero.

For certain periods of time at our discretion and on a non-discriminatory basis, your GBP Percentage and ALP Percentage may be set by us to 6% if more favorable to you.

Withdrawal Adjustment Base (WAB): One of the components used to determine GBP Percentage and ALP Percentage. The maximum WAB is $5,000,000. The WAB cannot be withdrawn or annuitized and is not payable as a death benefit,

The WAB is determined at the following times, calculated as described:

•	At Rider Effective Date — the WAB is set equal to the initial purchase payment.

•	When a subsequent purchase payment is made — before a withdrawal is taken in the waiting period and at any time after the waiting period, the WAB will be increased by the amount of each additional purchase payment.

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•	When a withdrawal is taken — if the first withdrawal is taken during the waiting period, the WAB will be set equal to zero until the end of the waiting period.

Whenever a withdrawal is taken after the waiting period, the WAB will be reduced by the amount in (A) unless the withdrawal is an excess withdrawal for the lifetime benefit (or the basic benefit if the ALP is not established) when it will be set equal to the amount in (B).

(A)	The WAB is reduced by an amount as calculated below:

a × b c	where:

a = the amount the contract value is reduced by the withdrawal

b = WAB on the date of (but prior to) the withdrawal

c = the contract value on the date of (but prior to) the withdrawal.

(B)	If the ALP is not established and the current withdrawal exceeds the RBP, the WAB will be reset to the GBA immediately following excess withdrawal processing.

If the ALP is established and the current withdrawal exceeds the RALP, the WAB will be reset to the ALP divided by the current ALP Percentage (either 5% or 6% as described under “GBP Percentage and ALP Percentage” heading above). In this calculation, we use the ALP immediately following excess withdrawal processing.

•	On rider anniversaries — unless you decline a rider fee increase, the WAB will be increased to the contract value on each rider anniversary, if the contract value is greater, except as follows:

(A)	If a withdrawal is taken during the waiting period, the WAB will be increased to the contract value on each rider anniversary beginning at the end of the waiting period, if the contract value is greater.

(B)	If you decline a rider fee increase and a withdrawal is taken during the waiting period, the WAB will be reset to the lesser of (1) the GBA at the time of the first withdrawal, plus any additional purchase payments since the time of the first withdrawal, minus all withdrawals, or (2) the contract value.

•	Upon certain changes to your PN program investment option as described under “Use of Portfolio Navigator Program Required,” above.

•	On the later of the third rider anniversary or the rider anniversary when the ALP is established — unless you decline a rider fee increase, if the ELB is greater than zero, the WAB will be increased by an amount as calculated below, but not less than zero.

(A)	The ELB, minus

(B)	the greater of:

i)	your contract value, or

ii)	the ALP before the ELB is applied, divided by the ALP Percentage (if the ALP is established) or the total RBA (if the ALP is established on the third rider anniversary).

Guaranteed Benefit Payment (GBP): At any time, the amount available for withdrawal in each contract year after the waiting period, until the RBA is reduced to zero, under the basic benefit. After the waiting period the annual withdrawal amount guaranteed under the rider can vary each contract year. At any point in time, each payment’s GBP is the lesser of (a) and (b) where (a) is the GBA for that payment multiplied by the current GBP percentage (either 5% or 6% as described under “GBP Percentage and ALP Percentage” heading above) and (b) is the RBA for that payment. The total GBP is the sum of the GBPs for each purchase payment.

Remaining Benefit Payment (RBP): The amount available for withdrawal for the remainder of the contract year under the basic benefit. At any point in time, the total RBP is the sum of the RBPs for each purchase payment.

The RBP is determined at the following times, calculated as described:

•	During the waiting period — the RBP will be zero.

•	At the beginning of any contract year after the waiting period and when the GBP Percentage changes — the RBP for each purchase payment is set equal to that purchase payment’s GBP.

•	When you make additional purchase payments after the waiting period — each additional purchase payment has its own RBP equal to the purchase payment, multiplied by the GBP Percentage.

•	At step up — (see “Annual Step Up” heading below).

•	At spousal continuation — (see “Spousal Option to Continue the Contract upon Owner’s Death” heading below).

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•	When you make any withdrawal after the waiting period — the total RBP is reset to equal the total RBP immediately prior to the withdrawal less the amount of the withdrawal, but not less than zero. If there have been multiple purchase payments, each payment’s RBP is reduced proportionately. If you withdraw an amount greater than the RBP, GBA excess withdrawal processing and RBA excess withdrawal processing are applied and the amount available for future withdrawals for the remainder of the contract’s life may be reduced by more than the amount of withdrawal. When determining if a withdrawal will result in the excess withdrawal processing, the applicable RBP will not yet reflect the amount of the current withdrawal.

LIFETIME BENEFIT DESCRIPTION
Single Life only: Covered Person: The person whose life is used to determine when the ALP is established, and the duration of the ALP payments (see “Annual Lifetime Payment (ALP)” heading below). The covered person is the oldest contract owner or annuitant. If the owner is a nonnatural person, i.e., a trust or corporation, the covered person is the oldest annuitant.

Joint Life only: Covered Spouses: The contract owner and his or her legally married spouse as defined under federal law, as named on the application for as long as the marriage is valid and in effect. If the contract owner is a nonnatural person (e.g., a trust), the covered spouses are the annuitant and the legally married spouse of the annuitant. The covered spouses lives are used to determine when the ALP is established, and the duration of the ALP payments (see “Annual Lifetime Payment (ALP)” heading below). The covered spouses are established on the rider effective date and cannot be changed.

Annual Lifetime Payment Attained Age (ALPAA):

•	Single Life: The covered person’s age after which time the lifetime benefit can be established. Currently, the lifetime benefit can be established on the later of the contract effective date or the contract anniversary date on/following the date the covered person reaches age 65.

•	Joint Life: The age of the younger covered spouse at which time the lifetime benefit is established.

Annual Lifetime Payment (ALP): The ALP is the lifetime benefit amount available for withdrawals in each contract year after the waiting period until the later of:

•	Single Life: death; or

•	Joint Life: death of the last surviving covered spouse; or

•	the RBA is reduced to zero.

The maximum ALP is $300,000. Prior to establishment of the ALP, the lifetime benefit is not in effect and the ALP is zero.

The ALP is determined at the following times:

•	Single Life: Initially the ALP is established on the earliest of the following dates:

(a)	the rider effective date if the covered person has already reached age 65.

(b)	the rider anniversary following the date the covered person reaches age 65,

–	if during the waiting period and no prior withdrawal has been taken; or

–	if after the waiting period.

(c)	the rider anniversary following the end of the waiting period if the covered person is age 65 before the end of the waiting period and a prior withdrawal had been taken.

If the ALP is established prior to the third rider anniversary, the ALP is set equal to the total RBA multiplied by the ALP Percentage (either 5% or 6% as described under “GBP Percentage and ALP Percentage” heading above). If the ALP is established on or following the third rider anniversary, the ALP is set equal to the ALP Percentage multiplied by the greater of the ELB or the total RBA.

•	Joint Life: Initially the ALP is established on the earliest of the following dates:

(a)	the rider effective date if the younger covered spouse has already reached age 65.

(b)	the rider anniversary on/following the date the younger covered spouse reaches age 65.

(c)	upon the first death of a covered spouse, then

(1)	the date we receive written request when the death benefit is not payable and the surviving covered spouse has already reached age 65; or

(2)	the date spousal continuation is effective when the death benefit is payable and the surviving covered spouse has already reached age 65; or

(3)	the rider anniversary on/following the date the surviving covered spouse reaches age 65.

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(d)	Following dissolution of marriage of the covered spouses,

(1)	the date we receive written request if the remaining covered spouse who is the owner (or annuitant in the case of nonnatural ownership) has already reached age 65; or

(2)	the rider anniversary on/following the date the remaining covered spouse who is the owner (or annuitant in the case of nonnatural ownership) reaches age 65.

For (b), (c) and (d) above, if the date described occurs during the waiting period and a prior withdrawal had been taken, we use the rider anniversary following the end of the waiting period to establish the ALP.

If the ALP is established prior to the third rider anniversary, the ALP is set equal to the total RBA multiplied by the ALP Percentage (either 5% or 6% as described under “GBP Percentage and ALP Percentage” heading above). If the ALP is established on or following the third rider anniversary, the ALP is set equal to the ALP Percentage multiplied by the greater of the ELB or the total RBA.

•	Whenever the ALP Percentage changes —

(a)	If the ALP Percentage is changing from 6% to 5%, the ALP is reset to the ALP multiplied by 5%, divided by 6%.

(b)	If the ALP Percentage is changing from 5% to 6%, the ALP is reset to the ALP multiplied by 6%, divided by 5%.

•	When you make an additional purchase payment — Before a withdrawal is taken in the waiting period and at any time after the waiting period, each additional purchase payment increases the ALP by the amount of the purchase payment, multiplied by the ALP Percentage.

•	When you make a withdrawal:

(a)	During the waiting period, the ALP, if established, will be set equal to zero until the end of the waiting period.

(b)	After the waiting period, if the amount withdrawn is:

(i) less than or equal to the RALP, the ALP is unchanged.

(ii) greater than the RALP, ALP excess withdrawal processing will occur.

If you withdraw less than the ALP in a contract year, there is no carry over to the next contract year.

•	On the rider anniversary at the end of the waiting period — If you took a withdrawal during the waiting period, the ALP is set equal to the contract value multiplied by the ALP Percentage if the covered person (Joint Life: younger covered spouse) has reached age 65.

•	At step ups — (see “Annual Step Up” heading below).

•	At spousal continuation — (see “Spousal Option to Continue the Contract upon Owner’s Death” heading below).

•	Upon certain changes to your PN program investment option under the PN program as described under “Use of Portfolio Navigator Program Required,” above.

20% Rider Credit
If you do not make a withdrawal during the first three rider years and you don’t decline a rider fee increase, then a 20% rider credit may increase your ALP. This credit is 20% of purchase payments received in the first 180 days that the rider is in effect and is used to establish the enhanced lifetime base. The enhanced lifetime base is an amount that may be used to increase the ALP. The 20% rider credit does not increase the basic benefit or the contract value. Because step ups may increase your ALP, they may reduce or eliminate any benefit of the 20% rider credit.

Enhanced Lifetime Base (ELB)
The enhanced lifetime base will be established initially on the third rider anniversary. If you do not decline a rider fee increase and you do not make a withdrawal during the first three rider years, then the enhanced lifetime base will be the sum of all purchase payments received during the first three rider years plus the 20% rider credit. If you make a withdrawal during the first three rider years or decline a rider fee increase, then the 20% rider credit does not apply and the enhanced lifetime base will be established as zero and will always be zero.

The maximum enhanced lifetime base at any time is $5,000,000.

If the enhanced lifetime base is greater than zero, then it will:

•	increase by the amount of any purchase payments received on or after the third rider anniversary.

•	be reduced by any withdrawal in the same proportion as the withdrawal reduces the RBA and, if the withdrawal exceeds the RBP, it will then be set to the lesser of this reduced value and the contract value immediately following the withdrawal.

•	be set to the contract value (if your contract value is less), if you choose an asset allocation model that is more aggressive than the target model while you are in the withdrawal phase.

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If any of the following events occur, then the enhanced lifetime base will be established as or reset to zero and will always be zero:

•	The total RBA is reduced to zero.

•	You decline a rider fee increase.

The enhanced lifetime base is an amount that may be used to increase the ALP and cannot be withdrawn, annuitized or payable as a death benefit.

Increase in ALP because of the Enhanced Lifetime Base
If the ALP is already established, on the third rider anniversary, the ALP will be increased to equal the enhanced lifetime base multiplied by the ALP Percentage (either 5% or 6% as described under “GBP Percentage and ALP Percentage” heading above), if this amount is greater than the current ALP. Thereafter, the enhanced lifetime base will always be zero.

ALP Excess Withdrawal Processing
The ALP is reset to the lesser of the ALP immediately prior to the withdrawal, or the ALP Percentage (either 5% or 6% as described under “GBP Percentage and ALP Percentage” heading above) multiplied by the contract value immediately following the withdrawal.

Remaining Annual Lifetime Payment (RALP): The amount available for withdrawal for the remainder of the contract year under the lifetime benefit. Prior to establishment of the ALP, the lifetime benefit is not in effect and the RALP is zero.

The RALP is determined at the following times:

•	The RALP is established at the same time as the ALP, and:

(a)	During the waiting period — the RALP will be zero.

(b)	At any other time — the RALP is established equal to the ALP less all prior withdrawals taken in the contract year but not less than zero.

•	At the beginning of each contract year after the waiting period and when the ALP Percentage changes — the RALP is set equal to the ALP.

•	When you make additional purchase payments after the waiting period — each additional purchase payment increases the RALP by the purchase payment, if applicable multiplied by the ALP Percentage (either 5% or 6% as described under “GBP Percentage and ALP Percentage” heading above).

•	At step ups — (see “Annual Step Up” headings below).

•	At spousal continuation — (see “Spousal Option to Continue the Contract upon Owner’s Death” heading below).

•	When you make any withdrawal after the waiting period — the RALP equals the RALP immediately prior to the withdrawal less the amount of the withdrawal but not less than zero. If you withdraw an amount greater than the RALP, ALP excess withdrawal processing is applied and may reduce the amount available for future withdrawals. When determining if a withdrawal will result in excess withdrawal processing, the applicable RALP will not yet reflect the amount of the current withdrawal.

OTHER PROVISIONS
Required Minimum Distributions (RMD): If you are taking RMDs from your contract and your RMD calculated separately for your contract is greater than the RBP or the RALP on the most recent contract anniversary, the portion of your RMD that exceeds the benefit amount will not be subject to excess withdrawal processing provided that the following conditions are met:

•	The withdrawal is after the waiting period;

•	The RMD is for your contract alone;

•	The RMD is based on your recalculated life expectancy taken from the Uniform Lifetime Table under the Code; and

•	The RMD amount is otherwise based on the requirements of section 401(a) (9), related Code provisions and regulations thereunder that were in effect on the effective date of the rider.

RMD rules follow the calendar year which most likely does not coincide with your contract year and therefore may limit when you can take your RMD and not be subject to excess withdrawal processing. Any withdrawal during the waiting period will reset the basic benefit and lifetime benefit at the end of the waiting period. After the waiting period, withdrawal amounts greater than the RALP or RBP that do not meet the conditions above will result in excess withdrawal processing. The amount in excess of the RBP and/or RALP that is not subject to excess withdrawal processing will be recalculated if the RALP and RBP change due to GBP Percentage and ALP Percentage changes. See Appendix E for additional information.

Annual Step Up: Beginning with the first contract anniversary, an increase of the benefit values may be available. A step up does not create contract value, guarantee the performance of any investment option, or provide a benefit that can be withdrawn

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in a lump sum or paid upon death. Rather, a step up determines the current values of the GBA, RBA, GBP, RBP, ALP and RALP, and may extend the payment period or increase the allowable payment. If there have been multiple payments and the GBA increases due to the step up, the individual GBAs, RBAs, GBPs, and RBPs will be combined.

The annual step up may be available as described below, subject to the maximum GBA, RBA and ALP and subject to the following rules:

•	You have not declined a rider fee increase.

•	If you take any withdrawals during the waiting period the annual step up will not be available until the rider anniversary following the end of the waiting period.

•	On any rider anniversary where your contract value is greater than the RBA or, your contract value multiplied by the ALP Percentage (either 5% or 6% as described under “GBP Percentage and ALP Percentage” heading above) is greater than the ALP, if established, the annual step up will be applied to your contract on the rider anniversary.

•	The ALP and RALP are not eligible for step ups until they are established. Prior to being established, the ALP and RALP values are both zero.

•	Please note it is possible for the ALP to step up even if the RBA or GBA do not step up, and it is also possible for the RBA and GBA to step up even if the ALP does not step up.

The annual step up resets the GBA, RBA, GBP, RBP, ALP and RALP values as follows:

•	The total RBA will be increased to the contract value on the rider anniversary, if the contract value is greater.

•	The total GBA will be increased to the contract value on the rider anniversary, if the contract value is greater.

•	The total GBP will be reset using the calculation as described above based on the increased GBA and RBA.

•	The total RBP will be reset as follows:

(a)	During the waiting period, the RBP will not be affected by the step up.

(b)	After the waiting period, the RBP will be reset to the increased GBP.

•	The ALP will be increased to the contract value on the rider anniversary multiplied by the ALP Percentage (either 5% or 6% as described under “GBP Percentage and ALP Percentage” heading above), if greater than the current ALP.

•	The RALP will be reset as follows:

(a)	During the waiting period, the RALP will not be affected by the step up.

(b)	After the waiting period, the RALP will be reset to the increased ALP.

Spousal Option to Continue the Contract upon Owner’s Death (Spousal Continuation):
Single Life: If a surviving spouse elects to continue the contract and continues the contract as the new owner under the spousal continuation provision of the contract, the SecureSource 20 — Single Life rider terminates.

Joint Life: If a surviving spouse is a covered spouse and elects the spousal continuation provision of the contract as the new owner, the SecureSource 20 — Joint Life rider also continues. The surviving covered spouse can name a new beneficiary; however, a new covered spouse cannot be added to the rider.

At the time of spousal continuation, a step-up may be available. If you decline a rider fee increase or the spousal continuation occurs during the waiting period and a withdrawal was taken, a step up is not available. All annual step-up rules (see “Annual Step-Up” heading above) also apply to the spousal continuation step-up except that a) the RBP will be calculated as the GBP after the step-up less all prior withdrawals taken during the current contract year, but not less than zero, and b) the RALP will be calculated as the ALP after the step-up less all prior withdrawals taken during the current contract year, but not less than zero. The spousal continuation step-up is processed on the valuation date spousal continuation is effective.

Rules for Withdrawal Provision of Your Contract: Minimum account values following a withdrawal no longer apply to your contract. For withdrawals, the withdrawal will be taken from the variable subaccounts, guarantee period accounts (where available), the one-year fixed account (if applicable) and the DCA fixed account in the same proportion as your interest in each bears to the contract value. You cannot specify from which accounts the withdrawal is to be taken.

If Contract Value Reduces to Zero: If the contract value reduces to zero, you will be paid in the following scenarios:

1)	The ALP has not yet been established, the total RBA is greater than zero and the contract value is reduced to zero as a result of fees or charges or a withdrawal that is less than or equal to the RBP. In this scenario, you can choose to:

(a)	receive the remaining schedule of GBPs until the RBA equals zero; or

(b)	Single Life: wait until the rider anniversary following the date the covered person reaches age 65, and then receive the ALP annually until the latter of (i) the death of the covered person, or (ii) the RBA is reduced to zero.

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Joint Life: wait until the rider anniversary following the date the younger covered spouse reaches age 65, and then receive the ALP annually until the latter of (i) the death of the last surviving covered spouse, or (ii) the RBA is reduced to zero.

We will notify you of this option. If no election is made, the ALP will be paid.

2)	The ALP has been established, the total RBA is greater than zero and the contract value reduces to zero as a result of fees or charges, or a withdrawal that is less than or equal to both the RBP and the RALP. In this scenario, you can choose to receive:

(a)	the remaining schedule of GBPs until the RBA equals zero; or

(b)	Single Life: the ALP annually until the latter of (i) the death of the covered person, or (ii) the RBA is reduced to zero.

Joint Life: the ALP annually until the latter of (i) the death of the last surviving covered spouse, or (ii) the RBA is reduced to zero.

We will notify you of this option. If no election is made, the ALP will be paid.

3)	The ALP has been established and the contract value falls to zero as a result of a withdrawal that is greater than the RALP but less than or equal to the RBP. In this scenario, the remaining schedule of GBPs will be paid until the RBA equals zero.

4)	The ALP has been established and the contract value falls to zero as a result of a withdrawal that is greater than the RBP but less than or equal to the RALP. In this scenario, the ALP will be paid annually until the death of the:

•	Single Life: covered person;

•	Joint Life: last surviving covered spouse.

Under any of these scenarios:

•	The annualized amounts will be paid to you in monthly installments. If the monthly payment is less than $100, we have the right to change the frequency but no less frequent than annually;

•	We will no longer accept additional purchase payments;

•	You will no longer be charged for the rider;

•	Any attached death benefit riders will terminate;

•	In determining the remaining schedule of GBPs, the current GBP is fixed for as long as payments are made.

•	Single Life: The death benefit becomes the remaining payments, if any, until the RBA is reduced to zero; and

•	Joint Life: If the owner had been receiving the ALP, upon the first death the ALP will continue to be paid annually until the later of: 1) the death of the last surviving covered spouse or 2) the RBA is reduced to zero. In all other situations the death benefit becomes the remaining payments, if any, until the RBA is reduced to zero.

The SecureSource 20 rider and the contract will terminate under either of the following two scenarios:

•	If the ALP is established and the RBA is zero, and if the contract value falls to zero as a result of a withdrawal that is greater than the RALP. This is full withdrawal of the contract value.

•	If the ALP is not established and the RBA is zero, and if the contract value falls to zero as a result of fees, charges or a withdrawal.

At Death:
Single Life: If the contract value is greater than zero when the death benefit becomes payable, the beneficiary may: 1) elect to take the death benefit under the terms of the contract, 2) take the RBA payout option available under this rider, or 3) continue the contract under the spousal continuation provision of the contract which terminates the rider.

If the contract value equals zero and the death benefit becomes payable, the following will occur:

•	If the RBA is greater than zero and the owner has been receiving the GBP each year, the GBP will continue to be paid to the beneficiary until the RBA equals zero.

•	If the covered person dies and the RBA is greater than zero and the owner has been receiving the ALP each year, the ALP will continue to be paid to the beneficiary until the RBA equals zero.

•	If the covered person is still alive and the RBA is greater than zero and the owner has been receiving the ALP each year, the ALP will continue to be paid to the beneficiary until the later of the death of the covered person or the RBA equals zero.

•	If the covered person is still alive and the RBA equals zero and the owner has been receiving the ALP each year, the ALP will continue to be paid to the beneficiary until the death of the covered person.

•	If the covered person dies and the RBA equals zero, the benefit terminates. No further payments will be made.

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Joint Life: If the death benefit becomes payable at the death of a covered spouse, the surviving covered spouse must utilize the spousal continuation provision of the contract and continue the contract as the new owner to continue the joint benefit. If spousal continuation is not available under the terms of the contract, the rider terminates. The lifetime benefit of this rider ends at the death of the last surviving covered spouse.

If the contract value is greater than zero when the death benefit becomes payable, the beneficiary may: 1) elect to take the death benefit under the terms of the contract, 2) take the RBA payout option available under this rider, or 3) continue the contract under the spousal continuation provision of the contract.

If the contract value equals zero at the first death of a covered spouse, the ALP will continue to be paid annually until the later of: 1) the death of the last surviving covered spouse or 2) the RBA is reduced to zero.

If the contract value equals zero at the death of the last surviving covered spouse, the following will occur:

•	If the RBA is greater than zero and the owner has been receiving the GBP each year, the GBP will continue to be paid to the beneficiary until the RBA equals zero.

•	If the RBA is greater than zero and the owner has been receiving the ALP each year, the ALP will continue to be paid to the beneficiary until the RBA equals zero.

•	If the RBA equals zero, the benefit terminates. No further payments will be made.

Contract Ownership Change:
Single Life: If allowed by state law, change of ownership is subject to our approval. If there is a change of ownership and the covered person remains the same, the rider continues with no change to any of the rider benefits. If there is a change of ownership and the covered person would be different, the rider terminates.

Joint Life: Ownership changes are only allowed between the covered spouses or their revocable trust(s) and are subject to our approval, if allowed by state law. No other ownership changes are allowed as long as the rider is in force.

Remaining Benefit Amount (RBA) Payout Option: Several annuity payout plans are available under the contract. As an alternative to these annuity payout plans, a fixed annuity payout option is available under the SecureSource 20 rider after the waiting period.

Under this option the amount payable each year will be equal to the remaining schedule of GBPs, but the total amount paid will not exceed the current total RBA at the time you begin this fixed annuity payout option. These annualized amounts will be paid in monthly installments. If the monthly payment is less than $100, we have the right to change the frequency, but no less frequently than annually. If, at the death of the owner, total payouts have been made for less than the RBA, the remaining payouts will be paid to the beneficiary (see “The Annuity Payout Period” and “Taxes”).

This option may not be available if the contract is issued to qualify under section 403 or 408 of the Code, as amended. For such contracts, this option will be available only if the guaranteed payment period is less than the life expectancy of the owner at the time the option becomes effective. Such life expectancy will be computed using a life expectancy table published by the IRS.

This annuity payout option may also be elected by the beneficiary when the death benefit is payable. Whenever multiple beneficiaries are designated under the contract, each such beneficiary’s share of the proceeds if they elect this option will be in proportion to their applicable designated beneficiary percentage. Beneficiaries of nonqualified contracts may elect this settlement option subject to the distribution requirements of the contract. We reserve the right to adjust the remaining schedule of GBPs if necessary to comply with the Code.

RIDER TERMINATION
The SecureSource 20 rider cannot be terminated either by you or us except as follows:

1.	Single Life: a change of ownership that would result in a different covered person will terminate the rider.

2.	Single Life: After the death benefit is payable, continuation of the contract will terminate the rider.

3.	Joint Life: After the death benefit is payable the rider will terminate if:

(a)	any one other than a covered spouse continues the contract, or

(b)	a covered spouse does not use the spousal continuation provision of the contract to continue the contract.

4.	Annuity payouts under an annuity payout plan will terminate the rider.

5.	You may terminate the rider if your annual rider fee after any fee increase is more than 0.25 percentage points higher than your fee before the increase (See “Charges — SecureSource 20 rider fee”).

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6.	When the RBA and contract value is reduced to zero and either the withdrawal is taken when the ALP is not established or an excess withdrawal of the RALP is taken, the rider will terminate.

7.	Termination of the contract for any reason will terminate the rider.

8.	When a beneficiary elects an alternative payment plan which is an inherited IRA, the rider will terminate.

For an example, see Appendix D.

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Appendix O: SecureSource Stages Rider Disclosure

SECURESOURCE STAGES RIDERS
This is an optional benefit that you can add to your contract for an additional charge. The benefit is intended to provide to you, after the waiting period, a specified withdrawal amount annually for life, even if your contract value is zero, subject to the terms and provisions described in this section. This benefit offers a credit feature to help in low or poor performing markets and a step up feature to lock in contract anniversary gains. The SecureSource Stages rider may be appropriate for you if you intend to make periodic withdrawals from your annuity contract and wish to ensure that market performance will not adversely affect your ability to withdraw income over your lifetime.

This benefit is intended for assets you plan to hold and let accumulate for at least three years. Your benefits under the rider can be reduced if any of the following occurs:

•	If you take any withdrawals during the 3-year waiting period, your benefits will be set to zero until the end of the waiting period when they will be re-established based on your contract value at that time;

•	If you take a withdrawal after the waiting period and if you withdraw more than the allowed withdrawal amount in a contract year, or you take withdrawals before the lifetime benefit is available;

•	If you take a withdrawal and later choose to allocate your contract value to an investment option that is more aggressive than the target investment option.

•	If the contract value is 20% or more below purchase payments increased by any step ups or rider credits and adjusted for withdrawals (see withdrawal adjustment base described below).

The SecureSource Stages rider guarantees that, regardless of investment performance, you may take withdrawals up to the lifetime benefit amount each contract year that the lifetime benefit is available. The lifetime benefit amount can vary based on your attained age and based on the relationship of your contract value to the withdrawal adjustment base. Each contract year after the waiting period, the percentage used to determine the benefit amount is set when the first withdrawal is taken and fixed for the remainder of that year.

At any time after the waiting period, as long as your total withdrawals during the current year do not exceed the lifetime benefit amount, you will not be assessed a surrender charge and no market value adjustment will be applied. If you withdraw a larger amount, the excess amount will be assessed any applicable surrender charges and any applicable market value adjustment. At any time, you may withdraw any amount up to your entire surrender value, subject to excess withdrawal processing under the rider.

Subject to conditions and limitations, the rider also guarantees that you or your beneficiary will get back purchase payments you have made, increased by annual step-ups, through withdrawals over time. Any amount we pay in excess of your contract value is subject to our financial strength and claims-paying ability.

Subject to conditions and limitations, the lifetime benefit amount can be increased if a rider credit is available or your contract value has increased on a rider anniversary. The principal back guarantee can also be increased if your contract value has increased on a rider anniversary.

AVAILABILITY
There are two optional SecureSource Stages riders available under your contract:

•	SecureSource Stages – Single Life

•	SecureSource Stages – Joint Life

The information in this section applies to both SecureSource Stages riders, unless otherwise noted.

For the purpose of this rider, the term “withdrawal” is equal to the term “surrender” in the contract or any riders. Withdrawals will adjust contract values and benefits in the same manner as surrenders.

The SecureSource Stages — Single Life rider covers one person. The SecureSource Stages — Joint Life Rider covers two spouses jointly who are named at contract issue. You may elect only the SecureSource Stages — Single Life rider or the SecureSource Stages — Joint Life rider, not both, and you may not switch riders later. You must elect the rider when you purchase your contract. The rider effective date will be the contract issue date.

The SecureSource Stages rider is an optional benefit that you may select, if approved in your state, for an additional annual charge if you purchase your contract on or after Nov. 30, 2009; and

•	Single Life: you are 80 or younger on the date the contract is issued; or

•	Joint Life: you and your spouse are 80 or younger on the date the contract is issued.

The SecureSource Stages riders are not available under an inherited qualified annuity.

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The SecureSource Stages rider guarantees that after the waiting period, regardless of the investment performance of your contract, you will be able to withdraw up to a certain amount each year from the contract before the annuitization start date until:

•	Single Life: death (see “At Death” heading below).

•	Joint Life: the death of the last surviving covered spouse (see “Joint Life only: Covered Spouses” and “At Death” headings below).

KEY TERMS
The key terms associated with the SecureSource Stages rider are:

Age Bands: Each age band is associated with a set of lifetime payment percentages. The covered person (Joint Life: the younger covered spouse) must be at least the youngest age shown in the first age band for the annual lifetime payment to be established. After the annual lifetime payment is established, other factors determine when you move to a higher age band.

Annual Lifetime Payment (ALP): the lifetime benefit amount available each contract year after the waiting period and after the covered person (Joint Life: the younger covered spouse) has reached the youngest age in the first age band. When the ALP is available, the annual withdrawal amount guaranteed by the rider can vary each contract year.

Annual Step-Up: an increase in the benefit base or the principal back guarantee and a possible increase in the lifetime payment percentage that is available each rider anniversary if your contract value increases, subject to certain conditions.

Benefit Base (BB): used to calculate the annual lifetime payment and the annual rider charge. The BB cannot be withdrawn in a lump sum or annuitized and is not payable as a death benefit.

Credit Base (CB): used to calculate the rider credit. The CB cannot be withdrawn or annuitized and is not payable as a death benefit.

Excess Withdrawal: (1) a withdrawal taken after the waiting period and before the annual lifetime payment is established, or (2) a withdrawal that is greater than the remaining annual lifetime payment when the annual lifetime payment is available.

Excess Withdrawal Processing: after the waiting period, a reduction in benefits if a withdrawal is taken before the annual lifetime payment is established or if a withdrawal exceeds the remaining annual lifetime payment.

Lifetime Payment Percentage: used to calculate your annual lifetime payment. Two percentages (“percentage A” and “percentage B”) are used for each age band.

Principal Back Guarantee (PBG): a guarantee that total withdrawals will not be less than purchase payments you have made, increased by annual step-ups, as long as there is no excess withdrawal or benefit reset.

Remaining Annual Lifetime Payment (RALP): as you make withdrawals during a contract year, the remaining amount that the rider guarantees will be available for withdrawal that year is reduced. Whenever the annual lifetime payment is available, the RALP is the guaranteed amount that can be withdrawn during the remainder of the current contract year.

Rider Credit: an amount that can be added to the benefit base on each of the first ten rider anniversaries, based on a rider credit percentage of 8% in year one and 6% for years two through ten, as long as no withdrawals have been taken since the rider effective date and you do not decline any annual rider fee increase. Investment performance and withdrawals in the waiting period may reduce or eliminate the benefit of any rider credits. Rider credits may result in higher rider charges that may exceed the benefit from the credits.

Waiting Period: the period of time before you can take a withdrawal without affecting benefits under the rider. The waiting period starts on the rider effective date and ends on the day prior to the third rider anniversary.

Withdrawal: the amount by which your contract value is reduced as a result of any withdrawal request. It may differ from the amount of your request due to any surrender charge and any market value adjustment.

Withdrawal Adjustment Base (WAB): one of the components used to determine the lifetime payment percentage. The WAB cannot be withdrawn or annuitized and is not payable as a death benefit.

IMPORTANT SECURESOURCE STAGES RIDER CONSIDERATIONS
You should consider whether a SecureSource Stages rider is appropriate for you taking into account the following considerations:

•	Lifetime Benefit Limitations: The lifetime benefit is subject to certain limitations, including but not limited to:

Single Life: Once the contract value equals zero, payments are made for as long as the covered person is living (see “If Contract Value Reduces to Zero” heading below). However, if the contract value is greater than zero, the lifetime benefit terminates at the first death of any owner even if the covered person is still living (see “At Death” heading below). This

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possibility may present itself when there are multiple contract owners — when one of the contract owners dies the lifetime benefit terminates even though other contract owners are still living.

Joint Life: Once the contract value equals zero, payments are made for as long as either covered spouse is living (see “If Contract Value Reduces to Zero” heading below). However, if the contract value is greater than zero, the lifetime benefit terminates at the death of the last surviving covered spouse (see “At Death” heading below).

•	Withdrawals: Please consider carefully when you start taking withdrawals from this rider. If you take any withdrawals during the 3-year waiting period, your benefits will be set to zero until the end of the waiting period when they will be reestablished based on your contract value at that time. Although your benefits will be set to zero until the end of waiting period, we will deduct rider fees, based on the anniversary contract value for the remainder of the waiting period. Any withdrawal request within the 3-year waiting period must be submitted in writing. In addition, any withdrawals in the first 10 years will terminate the rider credits. Also, after the waiting period if you withdraw more than the allowed withdrawal amount in a contract year or take withdrawals before the lifetime benefit is available (“excess withdrawal”), the guaranteed amounts under the rider may be reduced.

•	Use of Portfolio Navigator Program Required: You must be invested in one of the available PN program investment options. This requirement limits your choice of investments. This means you will not be able to allocate contract value to all of the subaccounts, GPAs or the regular fixed account that are available under the contract to contract owners who do not elect the rider. (See “Making the Most of Your Contract — Portfolio Navigator Program.”) You may allocate purchase payments to the Special DCA fixed account, when available, and we will make monthly transfers into the investment option you have chosen. You may make two elective investment option changes per contract year; we reserve the right to limit elective investment option changes if required to comply with the written instructions of a fund (see “Market Timing”).

You can allocate your contract value to any available investment option during the following times: (1) prior to your first withdrawal and (2) following a benefit reset due to an investment option change as described below but prior to any subsequent withdrawal. During these accumulation phases, you may request to change your investment option to any available investment option.

Immediately following a withdrawal your contract value will be reallocated to the target investment option as shown in your contract if your current investment option is more aggressive than the target investment option. If you are in a static model portfolio, this reallocation will be made to the applicable fund of funds investment option. This automatic reallocation is not included in the total number of allowed model portfolio changes per contract year. The target investment option is currently the Moderate investment option. We reserve the right to change the target investment option to an investment option that is more aggressive than the target investment option after 30 days written notice.

After you have taken a withdrawal and prior to any benefit reset as described below, you are in a withdrawal phase. During withdrawal phases you may request to change your investment option to the target investment option or any investment option that is more conservative than the target investment option without a benefit reset as described below. If you are in a withdrawal phase and you choose to allocate your contract value to an investment option that is more aggressive than the target or investment option, you will be in the accumulation phase again. If this is done after the waiting period, your rider benefit will be reset as follows: the BB, PBG and WAB will be reset to the contract value, if less than their current amount; and the ALP and RALP, if available, will be recalculated. You may request to change your investment option by written request on an authorized form or by another method agreed to by us.

•	Non-Cancelable: Once elected, the SecureSource Stages rider may not be cancelled (except as provided under “Rider Termination” heading below) and the fee will continue to be deducted until the contract or rider is terminated or the contract value reduces to zero (described below).

Dissolution of marriage does not terminate the SecureSource Stages — Joint Life rider and will not reduce the fee we charge for this rider. The benefit under the SecureSource Stages — Joint Life rider continues for the covered spouse who is the owner of the contract (or annuitant in the case of nonnatural or revocable trust ownership). The rider will terminate at the death of the contract owner because the original covered spouse will be unable to elect the spousal continuation provision of the contract (see “Joint Life only: Covered Spouses” below).

•	Joint Life: Limitations on Contract Owners, Annuitants and Beneficiaries: Since the joint life benefit will terminate unless the surviving covered spouse continues the contract under the spousal option to continue the contract upon the owner’s death provision, only ownership arrangements that permit such continuation are allowed at rider issue. In general, the covered spouses should be joint owners, or one covered spouse should be the owner and the other covered spouse should be named as the sole primary beneficiary.

For non-natural ownership arrangements that allow for spousal continuation one covered spouse should be the annuitant and the other covered spouse should be the sole primary beneficiary. For revocable trust ownerships, the grantor of the trust must be the annuitant and the beneficiary must either be the annuitant’s spouse or a trust that names the annuitant’s spouse

 188  RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS

as the sole primary beneficiary. You are responsible for establishing ownership arrangements that will allow for spousal continuation.

If you select the SecureSource Stages — Joint Life rider, please consider carefully whether or not you wish to change the beneficiary of your annuity contract. The rider will terminate if the surviving covered spouse cannot utilize the spousal continuation provision of the contract when the death benefit is payable.

•	Limitations on Purchase Payments: We reserve the right to limit the cumulative amount of purchase payments, subject to state restrictions. For current purchase payment restrictions, please see “Buying Your Contract — Purchase Payments”.

•	Interaction with Total Free Amount (FA) contract provision: The FA is the amount you are allowed to withdraw from the contract in each contract year without incurring a surrender charge (see “Charges — Surrender Charge”). The FA may be greater than the remaining annual lifetime payment under this rider. Any amount you withdraw under the contract’s FA provision that exceeds the remaining annual lifetime payment is subject to the excess withdrawal processing described below. Also, any amount you withdraw during the waiting period will set all benefits under the rider to zero until the end of the waiting period when they will be reestablished based on the contract value at that time.

You should consult your tax advisor before you select this optional rider if you have any questions about the use of the rider in your tax situation because:

•	Tax Considerations for Nonqualified Annuities: Under current federal income tax law, withdrawals under nonqualified annuities, including withdrawals taken from the contract under the terms of the rider, are treated less favorably than amounts received as annuity payments under the contract (see “Taxes — Nonqualified Annuities”). Withdrawals are taxable income to the extent of earnings. Withdrawal of earnings before age 59 1/2 may also incur a 10% IRS early withdrawal penalty. You should consult your tax advisor before you select this optional rider if you have any questions about the use of the rider in your tax situation.

•	Tax Considerations for Qualified Annuities: Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract (see “Taxes — Qualified Annuities — Required Minimum Distributions”). If you have a qualified annuity, you may need to take an RMD during the waiting period and such withdrawals will set all benefits under the rider to zero until the end of the waiting period when they will be reestablished based on the contract value at that time. While the rider permits certain excess withdrawals to be taken after the waiting period for the purpose of satisfying RMD requirements for your contract alone without reducing future benefits guaranteed under the rider, there can be no guarantee that changes in the federal income tax law after the effective date of the rider will not require a larger RMD to be taken, in which case, future guaranteed withdrawals under the rider could be reduced. See Appendix E for additional information.

•	Treatment of Civil Unions and Domestic Partners: The Federal Defense of Marriage Act (“DOMA”) does not recognize same-sex marriages or civil unions, even if permitted under applicable state law. As a result, a beneficiary of a deceased owner who was treated as married to the owner under state law and for purposes of this rider, but whose marriage is not recognized under DOMA, will be required to take distributions from the contract in the manner applicable to non-spouse beneficiaries. In some circumstances, these required distributions could substantially reduce or eliminate the value of the rider. See “Taxes — Other — Spousal status.”

•	Limitations on TSAs: Your right to take withdrawals is restricted if your contract is a TSA (see “TSA — Special Provisions”).

LIFETIME BENEFIT DESCRIPTION
Single Life only: Covered Person: the person whose life is used to determine when the annual lifetime payment is established, and the duration of the ALP payments (see “Annual Lifetime Payment (ALP)” heading below). The covered person is the oldest contract owner. If any owner is a nonnatural person (e.g., an irrevocable trust or corporation) or a revocable trust, the covered person is the oldest annuitant.

Joint Life only: Covered Spouses: the contract owner and his or her legally married spouse as defined under federal law, as named on the application for as long as the marriage is valid and in effect. If any contract owner is a nonnatural person (e.g., an irrevocable trust or corporation) or a revocable trust, the covered spouses are the annuitant and the legally married spouse of the annuitant. The covered spouses lives are used to determine when the annual lifetime payment is established, and the duration of the ALP payments (see “Annual Lifetime Payment (ALP)” heading below). The covered spouses are established on the rider effective date and cannot be changed.

Annual Lifetime Payment (ALP): the lifetime benefit amount available each contract year after the waiting period and after the covered person (Joint life: younger covered spouses) has reached age 50. When the ALP is established and at all times thereafter, the ALP is equal to the BB multiplied by the lifetime payment percentage. Anytime the lifetime payment percentage or BB changes as described below, the ALP will be recalculated. When the ALP is available, the first withdrawal taken in each contract year will set and fix the lifetime payment percentage for the remainder of the contract year.

RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS 189

If you withdraw less than the ALP in a contract year, the unused portion does not carry over to future contract years.

Single Life: The ALP is established on the later of the rider effective date if the covered person has reached age 50, or the date the covered person’s attained age equals age 50. The ALP will be available on later of the rider anniversary after the waiting period, or the date the covered person’s attained age equals age 50.

Joint Life: The ALP is established on the earliest of the following dates:

•	The rider effective date if the younger covered spouse has already reached age 50.

•	The date the younger covered spouse’s attained age equals age 50.

•	Upon the first death of a covered spouse, then either: (a) the date we receive a written request when the death benefit is not payable and the surviving covered spouse has already reached age 50, (b) the date spousal continuation is effective when the death benefit is payable and the surviving covered spouse has already reached age 50, or (c) the date the surviving covered spouse reaches age 50.

•	Following dissolution of marriage of the covered spouses, then either (a) the date we receive a written request if the remaining covered spouse who is the owner (or annuitant in the case of nonnatural or revocable trust ownership) has already reached age 50, or (b) the date the remaining covered spouse who is the owner (or annuitant in the case of nonnatural or revocable trust ownership) reaches age 50.

The ALP will be available on later of the rider anniversary after the waiting period, or the date the ALP is established.

Remaining Annual Lifetime Payment (RALP): the remaining annual lifetime payment guaranteed for withdrawal after any withdrawals are made. The RALP is established at the same time as the ALP. The RALP will be zero during the waiting period. After the waiting period, the RALP equals the ALP less all withdrawals in the current contract year, but it will not be less than zero.

Lifetime Payment Percentage: used to calculate the annual lifetime payment. Two percentages are used for a given age band, percentage A or percentage B, depending on the factors described below.

For ages:

•	50-58, percentage A is 4% and percentage B is 3%.

•	59-64, percentage A is 5% and percentage B is 4%.

•	65-79, percentage A is 6% and percentage B is 5%.

•	80 and older, percentage A is 7% and percentage B is 6%.

The age band for the lifetime payment percentage is determined at the following times:

•	When the ALP is established: The age band for the lifetime payment percentage used to calculate the initial ALP is the percentage for the covered person’s attained age (Joint life: younger covered spouses attained age).

•	On the covered person’s subsequent birthdays (Joint life: younger covered spouses subsequent birthdays): Except as noted below, if the covered person’s new attained age (Joint life: younger covered spouses attained age) is in a higher age band, then the higher age band will be used to determine the appropriate lifetime payment percentage. (However, if you decline any annual rider fee increase or if a withdrawal has been taken since the ALP was made available, then the lifetime payment percentage will not change on subsequent birthdays.)

•	Upon annual step-ups (see “Annual step ups” below).

•	For the Joint life rider, upon death or change in marital status: In the event of death or dissolution of marriage: (A) If no withdrawal has been taken since the ALP was available and no annual rider fee increase has been declined, the lifetime payment percentage will be reset based on the Age Band for the remaining covered spouse’s attained age. (B) If the ALP is not established but the remaining covered spouse has reached the youngest age in the first Age Band, the remaining covered spouse’s attained age will be used to determine the age band for the lifetime payment percentage. In the event of remarriage of the covered spouses to each other, the lifetime payment percentage used is the percentage for the younger covered spouse’s attained age.

The following determines whether Percentage A or Percentage B is used for each applicable age band:

During the waiting period, percentage A will be used to determine the amount payable to beneficiaries under the principal back guarantee (PBG).

After the waiting period, a comparison of your contract value and the withdrawal adjustment base (WAB) determines whether percentage A or percentage B is used to calculate the ALP unless the percentage is fixed as described below.

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On each valuation date, if the benefit determining percentage is less than the 20% adjustment threshold, then percentage A is used in calculating your ALP, otherwise percentage B is used. The benefit determining percentage is calculated as follows, but it will not be less than zero:

1 – (a/b) where:

a = Contract value at the end of the prior valuation period

b = WAB at the end of the prior valuation period

After the ALP is available, the first withdrawal taken in each contract year will set and fix the lifetime payment percentage for the remainder of the contract year. Beginning on the next rider anniversary, the lifetime payment percentage can change on each valuation day as described above until a withdrawal is taken in that contract year.

Under certain limited situations, your Lifetime Payment Percentage will not vary each contract year. Percentage A or percentage B will be determined at the earliest of (1), (2) or (3) below and remain fixed for as long as the benefit is payable:

•	if the ALP is established, when your contract value on a rider anniversary is less than two times the benefit base (BB) multiplied by percentage B for your current age band, or

•	when the contract value reduces to zero, or

•	on the date of death (Joint life: remaining covered spouse’s date of death) when a death benefit is payable.

For certain periods of time at our discretion and on a non-discriminatory basis, your lifetime payment percentage may be set by us to percentage A if more favorable to you.

Determination of Adjustments of Benefit Values: Your lifetime benefit values and principal back guarantee (PBG) are determined at the following times and are subject to a maximum benefit base (BB), credit base (CB), withdrawal adjustment base (WAB) and PBG amount of $10 million each:

•	On the contract date: The WAB, CB, BB and PBG are set equal to the initial purchase payment.

•	When an additional purchase payment is made: Before a withdrawal is taken in the waiting period and at any time after the waiting period, the WAB, CB (unless it has been permanently set to zero), BB and PBG will be increased by the amount of each additional purchase payment.

•	When a withdrawal is taken: If the CB is greater than zero, the CB will be permanently reset to zero when the first withdrawal is taken, and there will be no additional rider credits. If the first withdrawal is taken during the waiting period, the WAB, BB and PBG will be set equal to zero until the end of the waiting period.

•	Whenever a withdrawal is taken after the waiting period:

(a) the WAB will be reduced by the “adjustment for withdrawal,” as defined below.

(b) if the ALP is established and the withdrawal is less than or equal to the RALP, the BB does not change and the PBG is reduced by the amount of the withdrawal, but it will not be less than zero.

(c) if the ALP is not established, excess withdrawal processing will occur as follows. The BB will be reduced by the “adjustment for withdrawal,” and the PBG will be reduced by the greater of the amount of the withdrawal or the “adjustment for withdrawal,” but it will not be less than zero.

(d) If the ALP is established and the withdrawal is greater than the RALP, excess withdrawal processing will occur as follows:

The PBG will be reset to the lesser of:

(i) the PBG reduced by the amount of the withdrawal, but it will not be less than zero; or

(ii) the PBG minus the RALP on the date of (but prior to) the withdrawal and further reduced by an amount calculated as follows, but it will not be less than zero:

a × b where: c

a = the amount of the withdrawal minus the RALP

b = the PBG minus the RALP on the date of (but prior to) the withdrawal

c = the contract value on the date of (but prior to) the withdrawal minus the RALP

RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS 191

The BB will be reduced by an amount as calculated below:

d × e where: f

d = the amount of the withdrawal minus the RALP

e = the BB on the date of (but prior to) the withdrawal

f = the contract value on the date of (but prior to) the withdrawal minus the RALP.

Adjustment for Withdrawal Definition: When the WAB, PBG or BB is reduced by a withdrawal in the same proportion as the contract value is reduced, the proportional amount deducted is the “adjustment for withdrawal.” The “adjustment for withdrawal” is calculated as follows:

g × h where: i

g = the amount the contract value is reduced by the withdrawal

h = the WAB, BB or PGB (as applicable) on the date of (but prior to) the withdrawal

i = the contract value on the date of (but prior to) the withdrawal.

Rider Anniversary Processing: The following describes how the WAB, BB and PBG are calculated on rider anniversaries, subject to the maximum amount of $10 million for each, and how the lifetime payment percentage can change on rider anniversaries.

•	On the rider anniversary following the waiting period: If a withdrawal was taken during the waiting period and you did not decline any annual rider fee increase as described in the rider charges provision, the BB, WAB and PBG are reset to the contract value. If a withdrawal was taken during the waiting period and you declined any annual rider fee increase, the BB and PBG are reset to the lesser of (1) the BB or PBG (as applicable) at the time of the first withdrawal, plus any additional purchase payments since the time of the first withdrawal, minus all withdrawals, or (2) the contract value. The WAB will be reset to the BB.

•	The WAB on rider anniversaries: Unless you decline any annual rider fee increase or take a withdrawal during the waiting period, the WAB (after any rider credit is added) will be increased to the contract value, if the contract value is greater. If a withdrawal was taken during the waiting period, the WAB will be increased to the contract value, if the contract value is greater, starting on the rider anniversary following the waiting period.

Rider Credits: If you did not take any withdrawals and you did not decline any annual rider fee increase, a rider credit may be available for the first ten rider anniversaries. On the first rider anniversary, the rider credit equals the credit base (CB) 180 days following the rider effective date multiplied by 8%. On any subsequent rider credit anniversaries, the rider credit equals the CB as of the prior rider anniversary multiplied by 6%. On the first rider anniversary the BB and WAB will be set to the greater of the current BB, or the BB 180 days following the contract date increased by the rider credit and any additional purchase payments since 180 days following the rider effective date. On any subsequent rider credit anniversaries the BB and WAB will be set to the greater of the current BB, or the BB on the prior rider anniversary increased by the rider credit and any additional purchase payments since the prior rider anniversary. If the CB is greater than zero, the CB will be permanently reset to zero on the 10th rider anniversary after any adjustment to the WAB and BB, and there will be no additional rider credits.

Annual step ups: Beginning with the first rider anniversary, an annual step-up may be available. If you take any withdrawals during the waiting period, the annual step-up will not be available until the 3rd rider anniversary. If you decline any annual rider fee increase, future annual step-ups will no longer be available.

The annual step-up will be executed on any rider anniversary where the contract value is greater than the PBG or the BB after any rider credit is added. If an annual step-up is executed, the PBG, BB and lifetime payment percentage will be adjusted as follows: The PBG will be increased to the contract value, if the contract value is greater. The BB (after any rider credit is added) will be increased to the contract value, if the contract value is greater. If the covered person’s attained age (Joint Life: younger covered spouses attained age) on the rider anniversary is in a higher age band and (1) there is an increase to BB due to a step-up or (2) the BB is at the maximum of $10,000,000 so there was no step-up of the BB, then the higher age band will be used to determine the appropriate lifetime payment percentage, regardless of any prior withdrawals.

OTHER PROVISIONS
Required Minimum Distributions (RMD): If you are taking RMDs from your contract and your RMD calculated separately for your contract is greater than the remaining annual lifetime payment on the most recent contract anniversary, the portion of

 192  RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS

your RMD that exceeds the benefit amount will not be subject to excess withdrawal processing provided that the following conditions are met:

•	The withdrawal is after the waiting period;

•	The annual lifetime payment is available;

•	The RMD is for your contract alone;

•	The RMD is based on your recalculated life expectancy taken from the Uniform Lifetime Table under the Code; and

•	The RMD amount is otherwise based on the requirements of section 401(a) (9), related Code provisions and regulations thereunder that were in effect on the contract date.

RMD rules follow the calendar year which most likely does not coincide with your contract year and therefore may limit when you can take your RMD and not be subject to excess withdrawal processing. A withdrawal during the waiting period will reset the benefit base, the withdrawal adjustment base and the principal back guarantee to the contract value at the end of the waiting period. After the waiting period, a withdrawal taken before the annual lifetime payment is established or withdrawing amounts greater than the remaining annual lifetime payment that do not meet these conditions will result in excess withdrawal processing. The amount in excess of the RALP that is not subject to excess withdrawal processing will be recalculated if the ALP changes due to lifetime payment percentage changes. See Appendix E for additional information.

Spousal Option to Continue the Contract upon Owner’s Death (Spousal Continuation):
Single Life: If a surviving spouse elects to continue the contract and continues the contract as the new owner under the spousal continuation provision of the contract, the SecureSource Stages — Single Life rider terminates.

Joint Life: If a surviving spouse is a covered spouse and elects the spousal continuation provision of the contract as the new owner, the SecureSource Stages — Joint Life rider also continues. The surviving covered spouse can name a new beneficiary; however, a new covered spouse cannot be added to the rider.

At the time of spousal continuation, a step-up may be available. If you decline a rider fee increase or the spousal continuation occurs during the waiting period and a withdrawal was taken, a step up is not available. All annual step-up rules (see “Rider Anniversary Processing — Annual Step-Up” heading above) also apply to the spousal continuation step-up. The WAB will be increased to the contract value if the contract value is greater. The spousal continuation step-up is processed on the valuation date spousal continuation is effective.

Rules for Surrender: Minimum account values following a surrender no longer apply to your contract. For withdrawals, the withdrawal will be taken from all accounts and the variable subaccounts in the same proportion as your interest in each bears to the contract value. You cannot specify from which accounts the withdrawal is to be taken.

If your contract value is reduced to zero, the CB, if greater than zero, will be permanently reset to zero, and there will be no additional rider credits. Also, the following will occur:

•	If the ALP is not established and if the contract value is reduced to zero as a result of fees or charges, then the owner must wait until the ALP would be established, and the ALP will be paid annually until the death of the covered person (Joint Life: both covered spouses).

•	If the ALP is established and if the contract value is reduced to zero as a result of fees or charges, or as a result of a withdrawal that is less than or equal to the RALP, then the owner will receive the ALP paid annually until the death of the covered person (Joint Life: both covered spouses).

In either case above:

–	These annualized amounts will be paid in monthly installments. If the monthly payment is less than $100, We have the right to change the frequency, but no less frequently than annually.

–	We will no longer accept additional purchase payments.

–	No more charges will be collected for the rider.

–	The current ALP is fixed for as long as payments are made.

–	The death benefit becomes the remaining schedule of annual lifetime payments, if any, until total payments to the owner and the beneficiary are equal to the PBG at the time the contract value falls to zero.

–	The amount paid in the current contract year will be reduced for any prior withdrawals in that year.

•	If the ALP is not established and if the contract value is reduced to zero as a result of a withdrawal, this rider and the contract will terminate.

•	If the ALP is established and if the contract value is reduced to zero as a result of a withdrawal that is greater than the RALP, this rider and the contract will terminate.

RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS 193

At Death:
Single Life: If the contract is jointly owned and an owner dies when the contract value is greater than zero, the lifetime benefit for the covered person will cease even if the covered person is still living or if the contract is continued under the spousal continuation option.

Joint Life: If the death benefit becomes payable at the death of a covered spouse, the surviving covered spouse must utilize the spousal continuation option to continue the lifetime benefit. If spousal continuation is not available, the rider terminates. The lifetime benefit ends at the death of the surviving covered spouse.

If the contract value is greater than zero when the death benefit becomes payable, the beneficiary may:

•	elect to take the death benefit under the terms of the contract, or

•	elect to take the principal back guarantee available under this rider, or

•	continue the contract and the SecureSource Stages rider under the spousal continuation option.

For single and joint life, if the beneficiary elects the principal back guarantee under this rider, the following will occur:

•	If the PBG is greater than zero and the ALP is established, the ALP on the date of death will be paid until total payments to the beneficiary are equal to the PBG on the date of death.

•	If the PBG is greater than zero and the ALP is not established, the BB on the date of death multiplied by the lifetime payment percentage used for the youngest age of the covered spouses in the first age band shown on the contract data page will be paid annually until total payments to the beneficiary are equal to the PBG on the date of death.

In either of the above cases:

•	After the date of death, there will be no additional rider credits or annual step-ups.

•	The lifetime payment percentage used will be set as of the date of death.

•	The amount paid in the current contract year will be reduced for any prior withdrawals in that year.

On the date of death (Joint life: remaining covered spouse’s date of death), if the CB is greater than zero, the CB will be permanently reset to zero, and there will be no additional rider credits.

If the PBG equals zero, the benefit terminates. No further payments are made.

Contract Ownership Change:
Single Life: If allowed by state law, change of ownership is subject to our approval. If there is a change of ownership and the covered person remains the same, the rider continues with no change to any of the rider benefits. If there is a change of ownership and the covered person would be different, the rider terminates.

Joint Life: Ownership changes are only allowed between the covered spouses or their revocable trust(s) and are subject to our approval, if allowed by state law. No other ownership changes are allowed as long as the rider is in force.

Assignment: If allowed by state law, an assignment is subject to our approval.

Annuity Provisions: You can choose one of the payout options available under the contract or an alternative fixed annuity payout option available under the SecureSource Stages rider. Under the rider’s payout option, the minimum amount payable shown in Table B, will not apply and you will receive the annual lifetime payment provided by this rider until the later of the death of the covered person (Joint Life: both covered spouses) or depletion of the principal back guarantee. If you choose to receive the ALP, the amount payable each year will be equal to the annual lifetime payment on the annuitization start date. The amount paid in the current contract year will be reduced for any prior withdrawals in that year. These annualized amounts will be paid in monthly installments. If the monthly payment is less than $100, we have the right to change the frequency, but no less frequently than annually.

If you choose to receive the ALP rather than a payout option available under the contract, all other contract features, rider features and charges terminate after the annuitization start date except for the PBG.

RIDER TERMINATION
The SecureSource Stages rider cannot be terminated either by you or us except as follows:

•	Single Life: a change of ownership that would result in a different covered person will terminate the rider.

•	Single Life: after the death benefit is payable, the rider will terminate.

•	Single Life: spousal continuation will terminate the rider.

•	Joint Life: After the death benefit is payable the rider will terminate if anyone other than a covered spouse continues the contract. However, if the covered spouse continues the contract as an inherited IRA or as a beneficiary of a participant in an employer sponsored retirement plan, the rider will terminate.

•	On the annuitization start date, the rider will terminate.

 194  RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS

•	You may terminate the rider if your annual rider fee would increase more than 0.25 percentage points (See “Charges — SecureSource Stages rider fee”)

•	When the contract value is reduced to zero and either the withdrawal taken when the annual lifetime payment is not established or a withdrawal in excess of the remaining annual lifetime payment is taken, the rider will terminate.

•	Termination of the contract for any reason will terminate the rider.

For an example, see Appendix D.

RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS 195

Appendix P: Condensed Financial Information (Unaudited)

The following tables give per-unit information about the financial history of the subaccounts representing the lowest and highest total annual variable account expense combinations. The date in which operations commenced in each subaccount is noted in parentheses. The SAI contains tables that give per-unit information about the financial history of each existing subaccount. We have not provided this information for subaccounts (if any) that were not available under your contract as of Dec. 31, 2012. You may obtain a copy of the SAI without charge by contacting us at the telephone number or address listed on the first page of the prospectus.

Variable account charges of 1.45% of the daily net assets of the variable account.
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

AllianceBernstein VPS Balanced Wealth Strategy Portfolio (Class B) (09/26/2008)
Accumulation unit value at beginning of period	$1.05	$1.10	$1.01	$0.82	$1.00	—	—	—	—	—
Accumulation unit value at end of period	$1.17	$1.05	$1.10	$1.01	$0.82	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	16	16	40	43	67	—	—	—	—	—

AllianceBernstein VPS Global Thematic Growth Portfolio (Class B) (11/06/2003)
Accumulation unit value at beginning of period	$0.92	$1.22	$1.05	$0.69	$1.34	$1.13	$1.06	$1.04	$1.00	$1.00
Accumulation unit value at end of period	$1.03	$0.92	$1.22	$1.05	$0.69	$1.34	$1.13	$1.06	$1.04	$1.00
Number of accumulation units outstanding at end of period (000 omitted)	90	114	144	126	108	110	112	113	114	5

AllianceBernstein VPS Growth and Income Portfolio (Class B) (11/06/2003)
Accumulation unit value at beginning of period	$1.17	$1.11	$1.00	$0.85	$1.45	$1.40	$1.21	$1.18	$1.07	$1.00
Accumulation unit value at end of period	$1.35	$1.17	$1.11	$1.00	$0.85	$1.45	$1.40	$1.21	$1.18	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	159	183	201	201	210	226	247	256	243	23

AllianceBernstein VPS International Value Portfolio (Class B) (04/30/2004)
Accumulation unit value at beginning of period	$0.95	$1.19	$1.16	$0.88	$1.91	$1.83	$1.38	$1.20	$1.00	—
Accumulation unit value at end of period	$1.07	$0.95	$1.19	$1.16	$0.88	$1.91	$1.83	$1.38	$1.20	—
Number of accumulation units outstanding at end of period (000 omitted)	1,503	1,866	1,831	6,541	7,308	4,293	2,708	1,766	209	—

American Century VP Inflation Protection, Class II (04/30/2004)
Accumulation unit value at beginning of period	$1.37	$1.24	$1.20	$1.10	$1.14	$1.06	$1.05	$1.05	$1.00	—
Accumulation unit value at end of period	$1.45	$1.37	$1.24	$1.20	$1.10	$1.14	$1.06	$1.05	$1.05	—
Number of accumulation units outstanding at end of period (000 omitted)	1,265	1,696	2,227	2,371	2,313	3,777	4,080	3,512	509	—

American Century VP International, Class II (04/30/2004)
Accumulation unit value at beginning of period	$1.23	$1.42	$1.28	$0.97	$1.78	$1.54	$1.25	$1.12	$1.00	—
Accumulation unit value at end of period	$1.47	$1.23	$1.42	$1.28	$0.97	$1.78	$1.54	$1.25	$1.12	—
Number of accumulation units outstanding at end of period (000 omitted)	1	8	10	10	25	25	20	7	7	—

American Century VP Mid Cap Value, Class II (05/01/2007)
Accumulation unit value at beginning of period	$0.98	$1.00	$0.86	$0.67	$0.90	$1.00	—	—	—	—
Accumulation unit value at end of period	$1.12	$0.98	$1.00	$0.86	$0.67	$0.90	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	53	53	—	—	—	—	—	—	—	—

American Century VP Ultra®, Class II (04/30/2004)
Accumulation unit value at beginning of period	$1.05	$1.06	$0.92	$0.70	$1.21	$1.02	$1.07	$1.06	$1.00	—
Accumulation unit value at end of period	$1.18	$1.05	$1.06	$0.92	$0.70	$1.21	$1.02	$1.07	$1.06	—
Number of accumulation units outstanding at end of period (000 omitted)	1,629	2,157	2,614	2,924	3,189	3,364	7,580	3,015	376	—

American Century VP Value, Class II (04/30/2004)
Accumulation unit value at beginning of period	$1.16	$1.17	$1.05	$0.89	$1.23	$1.32	$1.13	$1.09	$1.00	—
Accumulation unit value at end of period	$1.31	$1.16	$1.17	$1.05	$0.89	$1.23	$1.32	$1.13	$1.09	—
Number of accumulation units outstanding at end of period (000 omitted)	28	29	34	33	2	1	—	—	—	—

ClearBridge Variable Small Cap Growth Portfolio – Class I (05/01/2007)
Accumulation unit value at beginning of period	$1.05	$1.05	$0.85	$0.60	$1.03	$1.00	—	—	—	—
Accumulation unit value at end of period	$1.23	$1.05	$1.05	$0.85	$0.60	$1.03	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	53	55	—	—	—	—	—	—	—	—

Columbia Variable Portfolio – Cash Management Fund (Class 3) (11/06/2003)
Accumulation unit value at beginning of period	$1.03	$1.05	$1.06	$1.08	$1.07	$1.03	$1.00	$0.99	$1.00	$1.00
Accumulation unit value at end of period	$1.02	$1.03	$1.05	$1.06	$1.08	$1.07	$1.03	$1.00	$0.99	$1.00
Number of accumulation units outstanding at end of period (000 omitted)	1,361	1,536	2,911	5,788	1,365	513	401	106	18	15

Columbia Variable Portfolio – Diversified Bond Fund (Class 3) (11/06/2003)
Accumulation unit value at beginning of period	$1.31	$1.24	$1.17	$1.03	$1.12	$1.08	$1.05	$1.04	$1.01	$1.00
Accumulation unit value at end of period	$1.39	$1.31	$1.24	$1.17	$1.03	$1.12	$1.08	$1.05	$1.04	$1.01
Number of accumulation units outstanding at end of period (000 omitted)	1,128	1,322	2,221	22,157	16,780	14,001	8,025	1,298	1,598	146

 196  RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS

Variable account charges of 1.45% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3) (03/03/2000)
Accumulation unit value at beginning of period	$1.57	$1.68	$1.46	$1.16	$1.98	$1.86	$1.57	$1.41	$1.21	$0.87
Accumulation unit value at end of period	$1.76	$1.57	$1.68	$1.46	$1.16	$1.98	$1.86	$1.57	$1.41	$1.21
Number of accumulation units outstanding at end of period (000 omitted)	2,074	2,844	3,253	15,601	12,449	8,833	6,769	3,606	1,251	828

Columbia Variable Portfolio – Emerging Markets Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.99	$2.56	$2.17	$1.27	$2.77	$2.04	$1.54	$1.17	$1.00	—
Accumulation unit value at end of period	$2.37	$1.99	$2.56	$2.17	$1.27	$2.77	$2.04	$1.54	$1.17	—
Number of accumulation units outstanding at end of period (000 omitted)	542	716	670	2,782	3,582	2,132	1,922	1,178	160	—

Columbia Variable Portfolio – High Income Fund (Class 2)* (04/28/2006)
Accumulation unit value at beginning of period	$1.30	$1.24	$1.13	$0.79	$1.07	$1.07	$1.00	—	—	—
Accumulation unit value at end of period	$1.48	$1.30	$1.24	$1.13	$0.79	$1.07	$1.07	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	422	626	790	834	1,009	1,242	2,212	—	—	—
*Columbia Variable Portfolio – High Income Fund (Class 2) is scheduled to be merged into Columbia Variable Portfolio – Income Opportunities Fund (Class 2) on April 29, 2013.

Columbia Variable Portfolio – High Yield Bond Fund (Class 3) (03/03/2000)
Accumulation unit value at beginning of period	$1.66	$1.60	$1.42	$0.94	$1.27	$1.27	$1.16	$1.13	$1.03	$0.84
Accumulation unit value at end of period	$1.90	$1.66	$1.60	$1.42	$0.94	$1.27	$1.27	$1.16	$1.13	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	671	583	678	755	746	910	1,056	970	715	521

Columbia Variable Portfolio – Income Opportunities Fund (Class 3) (06/01/2004)
Accumulation unit value at beginning of period	$1.58	$1.51	$1.35	$0.96	$1.20	$1.19	$1.12	$1.10	$1.00	—
Accumulation unit value at end of period	$1.78	$1.58	$1.51	$1.35	$0.96	$1.20	$1.19	$1.12	$1.10	—
Number of accumulation units outstanding at end of period (000 omitted)	166	215	256	9,864	5,119	4,197	1,896	—	—	—

Columbia Variable Portfolio – International Opportunity Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.25	$1.44	$1.29	$1.02	$1.74	$1.57	$1.28	$1.14	$1.00	—
Accumulation unit value at end of period	$1.45	$1.25	$1.44	$1.29	$1.02	$1.74	$1.57	$1.28	$1.14	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	4	4	—	—	—	—

Columbia Variable Portfolio – Large Cap Growth Fund (Class 3) (11/06/2003)
Accumulation unit value at beginning of period	$1.09	$1.14	$0.99	$0.73	$1.33	$1.31	$1.20	$1.12	$1.05	$1.00
Accumulation unit value at end of period	$1.29	$1.09	$1.14	$0.99	$0.73	$1.33	$1.31	$1.20	$1.12	$1.05
Number of accumulation units outstanding at end of period (000 omitted)	—	—	4	4	72	55	4	—	—	56

Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3) (03/03/2000)
Accumulation unit value at beginning of period	$0.69	$0.66	$0.57	$0.47	$0.82	$0.81	$0.71	$0.68	$0.65	$0.51
Accumulation unit value at end of period	$0.77	$0.69	$0.66	$0.57	$0.47	$0.82	$0.81	$0.71	$0.68	$0.65
Number of accumulation units outstanding at end of period (000 omitted)	2,453	2,709	3,592	4,017	4,256	4,540	5,152	3,969	2,410	453

Columbia Variable Portfolio – Marsico Growth Fund (Class 1) (05/01/2007)
Accumulation unit value at beginning of period	$0.96	$1.00	$0.84	$0.67	$1.12	$1.00	—	—	—	—
Accumulation unit value at end of period	$1.06	$0.96	$1.00	$0.84	$0.67	$1.12	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	429	512	577	20,058	11,908	7,074	—	—	—	—

Columbia Variable Portfolio – Marsico International Opportunities Fund (Class 2) (05/01/2007)
Accumulation unit value at beginning of period	$0.73	$0.88	$0.78	$0.58	$1.14	$1.00	—	—	—	—
Accumulation unit value at end of period	$0.84	$0.73	$0.88	$0.78	$0.58	$1.14	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	20	20	20	20	25	—	—	—	—	—

Columbia Variable Portfolio – Mid Cap Growth Opportunity Fund (Class 3) (11/06/2003)
Accumulation unit value at beginning of period	$1.20	$1.43	$1.15	$0.72	$1.32	$1.17	$1.19	$1.10	$1.02	$1.00
Accumulation unit value at end of period	$1.32	$1.20	$1.43	$1.15	$0.72	$1.32	$1.17	$1.19	$1.10	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	44	59	40	41	31	32	32	29	29	29

Columbia Variable Portfolio – Mid Cap Value Opportunity Fund (Class 3) (05/01/2007)
Accumulation unit value at beginning of period	$0.82	$0.90	$0.75	$0.54	$1.00	$1.00	—	—	—	—
Accumulation unit value at end of period	$0.95	$0.82	$0.90	$0.75	$0.54	$1.00	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	41	44	—	—	—	—	—	—	—	—

Columbia Variable Portfolio – S&P 500 Index Fund (Class 3) (11/06/2003)
Accumulation unit value at beginning of period	$1.21	$1.21	$1.07	$0.86	$1.39	$1.34	$1.18	$1.15	$1.06	$1.00
Accumulation unit value at end of period	$1.38	$1.21	$1.21	$1.07	$0.86	$1.39	$1.34	$1.18	$1.15	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	352	366	375	327	259	266	256	250	302	59

Columbia Variable Portfolio – Select Large-Cap Value Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.12	$1.15	$0.97	$0.78	$1.31	$1.33	$1.14	$1.10	$1.00	—
Accumulation unit value at end of period	$1.30	$1.12	$1.15	$0.97	$0.78	$1.31	$1.33	$1.14	$1.10	—
Number of accumulation units outstanding at end of period (000 omitted)	1	5	9	9	17	17	9	4	4	—

RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS 197

Variable account charges of 1.45% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

Columbia Variable Portfolio – Small Cap Value Fund (Class 2) (04/30/2004)
Accumulation unit value at beginning of period	$1.38	$1.49	$1.20	$0.97	$1.37	$1.43	$1.22	$1.17	$1.00	—
Accumulation unit value at end of period	$1.51	$1.38	$1.49	$1.20	$0.97	$1.37	$1.43	$1.22	$1.17	—
Number of accumulation units outstanding at end of period (000 omitted)	179	218	239	10,188	6,327	4,714	4	—	—	—

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 3) (03/03/2000)
Accumulation unit value at beginning of period	$1.23	$1.23	$1.22	$1.17	$1.22	$1.17	$1.15	$1.15	$1.15	$1.15
Accumulation unit value at end of period	$1.24	$1.23	$1.23	$1.22	$1.17	$1.22	$1.17	$1.15	$1.15	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	681	944	1,141	3,618	1,927	1,780	2,023	2,009	2,283	2,513

Credit Suisse Trust – Commodity Return Strategy Portfolio (05/01/2007)
Accumulation unit value at beginning of period	$0.84	$0.97	$0.85	$0.72	$1.10	$1.00	—	—	—	—
Accumulation unit value at end of period	$0.81	$0.84	$0.97	$0.85	$0.72	$1.10	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	25	26	24	22	1	—	—	—	—	—

Dreyfus Investment Portfolios MidCap Stock Portfolio, Service Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.25	$1.26	$1.01	$0.76	$1.29	$1.29	$1.22	$1.13	$1.00	—
Accumulation unit value at end of period	$1.47	$1.25	$1.26	$1.01	$0.76	$1.29	$1.29	$1.22	$1.13	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	1	11	11	13	15	17	10	—

Dreyfus Investment Portfolios Technology Growth Portfolio, Service Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.26	$1.39	$1.09	$0.70	$1.22	$1.08	$1.05	$1.03	$1.00	—
Accumulation unit value at end of period	$1.44	$1.26	$1.39	$1.09	$0.70	$1.22	$1.08	$1.05	$1.03	—
Number of accumulation units outstanding at end of period (000 omitted)	331	415	473	599	748	769	1,668	735	99	—

Dreyfus Variable Investment Fund Appreciation Portfolio, Service Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.29	$1.20	$1.06	$0.88	$1.27	$1.21	$1.05	$1.03	$1.00	—
Accumulation unit value at end of period	$1.40	$1.29	$1.20	$1.06	$0.88	$1.27	$1.21	$1.05	$1.03	—
Number of accumulation units outstanding at end of period (000 omitted)	14	14	14	14	14	14	14	14	13	—

Dreyfus Variable Investment Fund International Equity Portfolio, Service Shares (05/01/2007)
Accumulation unit value at beginning of period	$0.69	$0.83	$0.76	$0.62	$1.09	$1.00	—	—	—	—
Accumulation unit value at end of period	$0.84	$0.69	$0.83	$0.76	$0.62	$1.09	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	82	84	59	57	26	—	—	—	—	—

Dreyfus Variable Investment Fund International Value Portfolio, Service Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.01	$1.27	$1.23	$0.96	$1.55	$1.52	$1.26	$1.14	$1.00	—
Accumulation unit value at end of period	$1.12	$1.01	$1.27	$1.23	$0.96	$1.55	$1.52	$1.26	$1.14	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	2	2	8	8	4	—	—	—

Eaton Vance VT Floating-Rate Income Fund (05/01/2007)
Accumulation unit value at beginning of period	$1.09	$1.08	$1.00	$0.71	$0.98	$1.00	—	—	—	—
Accumulation unit value at end of period	$1.16	$1.09	$1.08	$1.00	$0.71	$0.98	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	323	348	447	7,675	4,506	3,095	—	—	—	—

Fidelity® VIP Contrafund® Portfolio Service Class 2 (11/06/2003)
Accumulation unit value at beginning of period	$1.43	$1.50	$1.30	$0.97	$1.72	$1.49	$1.36	$1.18	$1.04	$1.00
Accumulation unit value at end of period	$1.64	$1.43	$1.50	$1.30	$0.97	$1.72	$1.49	$1.36	$1.18	$1.04
Number of accumulation units outstanding at end of period (000 omitted)	3,270	4,207	5,203	8,488	13,235	12,095	12,306	6,320	2,509	211

Fidelity® VIP Growth Portfolio Service Class 2 (11/06/2003)
Accumulation unit value at beginning of period	$1.12	$1.14	$0.93	$0.74	$1.42	$1.14	$1.08	$1.04	$1.03	$1.00
Accumulation unit value at end of period	$1.26	$1.12	$1.14	$0.93	$0.74	$1.42	$1.14	$1.08	$1.04	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	274	277	297	307	324	356	370	352	303	50

Fidelity® VIP Investment Grade Bond Portfolio Service Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.32	$1.25	$1.18	$1.04	$1.09	$1.07	$1.04	$1.03	$1.00	—
Accumulation unit value at end of period	$1.38	$1.32	$1.25	$1.18	$1.04	$1.09	$1.07	$1.04	$1.03	—
Number of accumulation units outstanding at end of period (000 omitted)	1,483	1,880	2,375	11,682	8,946	9,111	3,611	3,067	321	—

Fidelity® VIP Mid Cap Portfolio Service Class 2 (05/01/2001)
Accumulation unit value at beginning of period	$2.11	$2.40	$1.89	$1.38	$2.31	$2.03	$1.83	$1.58	$1.28	$0.94
Accumulation unit value at end of period	$2.38	$2.11	$2.40	$1.89	$1.38	$2.31	$2.03	$1.83	$1.58	$1.28
Number of accumulation units outstanding at end of period (000 omitted)	939	1,297	1,658	4,341	5,011	3,849	3,086	2,479	2,101	1,221

Fidelity® VIP Overseas Portfolio Service Class 2 (11/06/2003)
Accumulation unit value at beginning of period	$1.18	$1.44	$1.30	$1.04	$1.89	$1.64	$1.41	$1.21	$1.08	$1.00
Accumulation unit value at end of period	$1.40	$1.18	$1.44	$1.30	$1.04	$1.89	$1.64	$1.41	$1.21	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	355	466	480	518	572	558	841	705	311	11

FTVIPT Franklin Income Securities Fund – Class 2 (03/03/2000)
Accumulation unit value at beginning of period	$1.74	$1.73	$1.56	$1.16	$1.68	$1.64	$1.41	$1.41	$1.25	$0.97
Accumulation unit value at end of period	$1.94	$1.74	$1.73	$1.56	$1.16	$1.68	$1.64	$1.41	$1.41	$1.25
Number of accumulation units outstanding at end of period (000 omitted)	1,250	1,647	1,877	2,165	2,664	3,166	3,383	3,865	4,021	3,071

 198  RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS

Variable account charges of 1.45% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

FTVIPT Franklin Rising Dividends Securities Fund – Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.27	$1.22	$1.03	$0.89	$1.23	$1.29	$1.11	$1.09	$1.00	—
Accumulation unit value at end of period	$1.41	$1.27	$1.22	$1.03	$0.89	$1.23	$1.29	$1.11	$1.09	—
Number of accumulation units outstanding at end of period (000 omitted)	12	11	13	13	22	23	21	10	—	—

FTVIPT Franklin Small-Mid Cap Growth Securities Fund – Class 2 (03/03/2000)
Accumulation unit value at beginning of period	$0.65	$0.70	$0.55	$0.39	$0.69	$0.63	$0.59	$0.57	$0.52	$0.38
Accumulation unit value at end of period	$0.72	$0.65	$0.70	$0.55	$0.39	$0.69	$0.63	$0.59	$0.57	$0.52
Number of accumulation units outstanding at end of period (000 omitted)	1,065	1,480	1,935	2,168	2,355	2,757	3,378	3,793	4,520	3,979

FTVIPT Mutual Shares Securities Fund – Class 2 (03/03/2000)
Accumulation unit value at beginning of period	$1.49	$1.53	$1.40	$1.12	$1.81	$1.78	$1.52	$1.40	$1.26	$1.02
Accumulation unit value at end of period	$1.68	$1.49	$1.53	$1.40	$1.12	$1.81	$1.78	$1.52	$1.40	$1.26
Number of accumulation units outstanding at end of period (000 omitted)	1,640	1,863	2,360	2,595	2,854	3,403	5,058	3,652	3,861	1,702

FTVIPT Templeton Global Bond Securities Fund – Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.82	$1.86	$1.65	$1.41	$1.35	$1.23	$1.11	$1.16	$1.00	—
Accumulation unit value at end of period	$2.07	$1.82	$1.86	$1.65	$1.41	$1.35	$1.23	$1.11	$1.16	—
Number of accumulation units outstanding at end of period (000 omitted)	709	883	932	7,523	5,803	5,914	3,641	1,249	195	—

FTVIPT Templeton Growth Securities Fund – Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.04	$1.13	$1.07	$0.83	$1.46	$1.45	$1.20	$1.12	$1.00	—
Accumulation unit value at end of period	$1.24	$1.04	$1.13	$1.07	$0.83	$1.46	$1.45	$1.20	$1.12	—
Number of accumulation units outstanding at end of period (000 omitted)	224	241	215	211	232	168	19	23	15	—

Goldman Sachs VIT Mid Cap Value Fund – Institutional Shares (03/03/2000)
Accumulation unit value at beginning of period	$2.76	$2.99	$2.43	$1.85	$2.98	$2.93	$2.56	$2.30	$1.86	$1.47
Accumulation unit value at end of period	$3.22	$2.76	$2.99	$2.43	$1.85	$2.98	$2.93	$2.56	$2.30	$1.86
Number of accumulation units outstanding at end of period (000 omitted)	648	967	1,131	2,893	3,112	3,200	2,732	2,047	1,426	1,312

Goldman Sachs VIT Structured U.S. Equity Fund – Institutional Shares (03/03/2000)
Accumulation unit value at beginning of period	$0.85	$0.83	$0.74	$0.62	$1.00	$1.03	$0.93	$0.88	$0.78	$0.61
Accumulation unit value at end of period	$0.96	$0.85	$0.83	$0.74	$0.62	$1.00	$1.03	$0.93	$0.88	$0.78
Number of accumulation units outstanding at end of period (000 omitted)	306	629	876	1,023	1,018	1,360	1,467	1,568	1,667	1,619

Invesco V.I. American Franchise Fund, Series II Shares (04/27/2012)
Accumulation unit value at beginning of period	$1.00	—	—	—	—	—	—	—	—	—
Accumulation unit value at end of period	$0.96	—	—	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	12	—	—	—	—	—	—	—	—	—

Invesco V.I. Comstock Fund, Series II Shares (11/06/2003)
Accumulation unit value at beginning of period	$1.24	$1.29	$1.13	$0.89	$1.41	$1.46	$1.28	$1.25	$1.08	$1.00
Accumulation unit value at end of period	$1.45	$1.24	$1.29	$1.13	$0.89	$1.41	$1.46	$1.28	$1.25	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	2,833	3,854	4,490	9,591	10,469	9,083	8,762	5,134	894	37

Invesco V.I. Global Health Care Fund, Series II Shares (05/01/2007)
Accumulation unit value at beginning of period	$0.96	$0.94	$0.91	$0.72	$1.03	$1.00	—	—	—	—
Accumulation unit value at end of period	$1.14	$0.96	$0.94	$0.91	$0.72	$1.03	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	48	48	33	14	—	—	—	—	—	—

Invesco V.I. International Growth Fund, Series II Shares (05/01/2007)
Accumulation unit value at beginning of period	$0.83	$0.90	$0.81	$0.61	$1.04	$1.00	—	—	—	—
Accumulation unit value at end of period	$0.94	$0.83	$0.90	$0.81	$0.61	$1.04	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	291	359	385	15,819	5,951	3,303	—	—	—	—

Invesco V.I. Mid Cap Core Equity Fund, Series II Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.25	$1.35	$1.21	$0.94	$1.34	$1.25	$1.14	$1.08	$1.00	—
Accumulation unit value at end of period	$1.36	$1.25	$1.35	$1.21	$0.94	$1.34	$1.25	$1.14	$1.08	—
Number of accumulation units outstanding at end of period (000 omitted)	126	168	188	206	229	285	322	357	141	—

Invesco V.I. Mid Cap Growth Fund, Series II Shares (04/27/2012)
Accumulation unit value at beginning of period	$1.00	—	—	—	—	—	—	—	—	—
Accumulation unit value at end of period	$0.97	—	—	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	189	—	—	—	—	—	—	—	—	—

Invesco V.I. Value Opportunities Fund, Series II Shares (11/06/2003)
Accumulation unit value at beginning of period	$0.94	$0.98	$0.93	$0.64	$1.35	$1.35	$1.22	$1.17	$1.07	$1.00
Accumulation unit value at end of period	$1.09	$0.94	$0.98	$0.93	$0.64	$1.35	$1.35	$1.22	$1.17	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	914	1,182	1,467	1,562	1,691	1,576	1,684	1,876	1,178	149

Janus Aspen Series Janus Portfolio: Service Shares (05/01/2007)
Accumulation unit value at beginning of period	$0.88	$0.94	$0.84	$0.63	$1.06	$1.00	—	—	—	—
Accumulation unit value at end of period	$1.02	$0.88	$0.94	$0.84	$0.63	$1.06	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	321	409	448	17,145	12,315	8,645	—	—	—	—

RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS 199

Variable account charges of 1.45% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

MFS® Investors Growth Stock Series – Service Class (11/06/2003)
Accumulation unit value at beginning of period	$1.21	$1.23	$1.11	$0.81	$1.30	$1.19	$1.13	$1.10	$1.02	$1.00
Accumulation unit value at end of period	$1.40	$1.21	$1.23	$1.11	$0.81	$1.30	$1.19	$1.13	$1.10	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	13	21	22	25	63	56	55	46	86	39

MFS® New Discovery Series – Service Class (11/06/2003)
Accumulation unit value at beginning of period	$1.35	$1.53	$1.14	$0.71	$1.19	$1.19	$1.07	$1.03	$0.98	$1.00
Accumulation unit value at end of period	$1.61	$1.35	$1.53	$1.14	$0.71	$1.19	$1.19	$1.07	$1.03	$0.98
Number of accumulation units outstanding at end of period (000 omitted)	54	55	79	88	104	111	112	109	109	10

MFS® Total Return Series – Service Class (11/06/2003)
Accumulation unit value at beginning of period	$1.26	$1.26	$1.16	$1.00	$1.31	$1.28	$1.16	$1.15	$1.05	$1.00
Accumulation unit value at end of period	$1.37	$1.26	$1.26	$1.16	$1.00	$1.31	$1.28	$1.16	$1.15	$1.05
Number of accumulation units outstanding at end of period (000 omitted)	784	866	1,476	1,492	1,568	1,781	1,861	1,916	1,655	80

MFS® Utilities Series – Service Class (11/06/2003)
Accumulation unit value at beginning of period	$2.45	$2.34	$2.09	$1.60	$2.60	$2.07	$1.60	$1.40	$1.09	$1.00
Accumulation unit value at end of period	$2.74	$2.45	$2.34	$2.09	$1.60	$2.60	$2.07	$1.60	$1.40	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	40	40	56	56	49	53	71	68	67	10

Morgan Stanley UIF Global Real Estate Portfolio, Class II Shares (05/01/2007)
Accumulation unit value at beginning of period	$0.69	$0.78	$0.65	$0.47	$0.85	$1.00	—	—	—	—
Accumulation unit value at end of period	$0.89	$0.69	$0.78	$0.65	$0.47	$0.85	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	112	134	174	3,671	4,330	1,772	—	—	—	—

Morgan Stanley UIF Mid Cap Growth Portfolio, Class II Shares (05/01/2007)
Accumulation unit value at beginning of period	$1.09	$1.19	$0.91	$0.59	$1.12	$1.00	—	—	—	—
Accumulation unit value at end of period	$1.17	$1.09	$1.19	$0.91	$0.59	$1.12	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	1	5	5	6	8	—	—	—	—

Morgan Stanley UIF U.S. Real Estate Portfolio, Class II Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.80	$1.73	$1.36	$1.07	$1.75	$2.15	$1.58	$1.38	$1.00	—
Accumulation unit value at end of period	$2.05	$1.80	$1.73	$1.36	$1.07	$1.75	$2.15	$1.58	$1.38	—
Number of accumulation units outstanding at end of period (000 omitted)	40	53	66	86	120	119	150	75	15	—

Oppenheimer Capital Appreciation Fund/VA, Service Shares (11/06/2003)
Accumulation unit value at beginning of period	$1.08	$1.11	$1.04	$0.73	$1.36	$1.21	$1.14	$1.11	$1.05	$1.00
Accumulation unit value at end of period	$1.22	$1.08	$1.11	$1.04	$0.73	$1.36	$1.21	$1.14	$1.11	$1.05
Number of accumulation units outstanding at end of period (000 omitted)	1,489	1,933	2,305	2,318	2,536	2,419	2,780	2,447	574	24

Oppenheimer Global Fund/VA, Service Shares (05/01/2002)
Accumulation unit value at beginning of period	$1.44	$1.60	$1.40	$1.02	$1.73	$1.66	$1.43	$1.27	$1.09	$0.77
Accumulation unit value at end of period	$1.71	$1.44	$1.60	$1.40	$1.02	$1.73	$1.66	$1.43	$1.27	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	488	627	986	964	930	941	968	903	803	299

Oppenheimer Global Strategic Income Fund/VA, Service Shares (05/01/2002)
Accumulation unit value at beginning of period	$1.62	$1.63	$1.44	$1.23	$1.46	$1.36	$1.28	$1.27	$1.19	$1.03
Accumulation unit value at end of period	$1.80	$1.62	$1.63	$1.44	$1.23	$1.46	$1.36	$1.28	$1.27	$1.19
Number of accumulation units outstanding at end of period (000 omitted)	1,712	2,236	2,721	14,510	11,434	9,968	5,557	3,403	1,659	415

Oppenheimer Main Street Small Cap Fund®/VA, Service Shares (11/06/2003)
Accumulation unit value at beginning of period	$1.38	$1.43	$1.18	$0.88	$1.43	$1.48	$1.31	$1.21	$1.03	$1.00
Accumulation unit value at end of period	$1.60	$1.38	$1.43	$1.18	$0.88	$1.43	$1.48	$1.31	$1.21	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	265	286	342	389	373	359	380	407	389	72

PIMCO VIT All Asset Portfolio, Advisor Class (05/01/2007)
Accumulation unit value at beginning of period	$1.15	$1.14	$1.03	$0.86	$1.03	$1.00	—	—	—	—
Accumulation unit value at end of period	$1.30	$1.15	$1.14	$1.03	$0.86	$1.03	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	213	254	274	8,749	10,160	8,295	—	—	—	—

Putnam VT Global Health Care Fund – Class IB Shares (05/01/2002)
Accumulation unit value at beginning of period	$1.14	$1.17	$1.16	$0.93	$1.14	$1.17	$1.15	$1.03	$0.98	$0.84
Accumulation unit value at end of period	$1.37	$1.14	$1.17	$1.16	$0.93	$1.14	$1.17	$1.15	$1.03	$0.98
Number of accumulation units outstanding at end of period (000 omitted)	146	164	203	188	228	215	272	259	290	120

Putnam VT International Equity Fund – Class IB Shares (03/03/2000)
Accumulation unit value at beginning of period	$0.62	$0.76	$0.70	$0.57	$1.03	$0.96	$0.76	$0.69	$0.60	$0.48
Accumulation unit value at end of period	$0.74	$0.62	$0.76	$0.70	$0.57	$1.03	$0.96	$0.76	$0.69	$0.60
Number of accumulation units outstanding at end of period (000 omitted)	1,684	2,058	2,733	2,965	3,093	3,625	4,123	4,898	5,780	5,252

Putnam VT Multi-Cap Growth Fund – Class IB Shares (09/24/2010)
Accumulation unit value at beginning of period	$1.06	$1.13	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.22	$1.06	$1.13	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	605	738	864	—	—	—	—	—	—	—

 200  RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS

Variable account charges of 1.45% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

Putnam VT Small Cap Value Fund – Class IB Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.12	$1.20	$0.96	$0.74	$1.24	$1.45	$1.25	$1.19	$1.00	—
Accumulation unit value at end of period	$1.30	$1.12	$1.20	$0.96	$0.74	$1.24	$1.45	$1.25	$1.19	—
Number of accumulation units outstanding at end of period (000 omitted)	7	17	17	17	18	20	1,199	4	4	—

Variable Portfolio – Aggressive Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.07	$1.12	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.20	$1.07	$1.12	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,868	2,958	2,845	—	—	—	—	—	—	—

Variable Portfolio – Aggressive Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.07	$1.12	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.20	$1.07	$1.12	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	24,028	29,473	35,540	—	—	—	—	—	—	—

Variable Portfolio – BlackRock Global Inflation-Protected Securities Fund (Class 3) (05/01/2006)
Accumulation unit value at beginning of period	$1.26	$1.16	$1.13	$1.08	$1.09	$1.03	$1.00	—	—	—
Accumulation unit value at end of period	$1.31	$1.26	$1.16	$1.13	$1.08	$1.09	$1.03	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	347	383	489	15,152	6,045	5,763	4,338	—	—	—

Variable Portfolio – Conservative Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.06	$1.04	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.12	$1.06	$1.04	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	5,113	4,906	2,696	—	—	—	—	—	—	—

Variable Portfolio – Conservative Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.06	$1.04	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.12	$1.06	$1.04	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	22,457	20,689	20,921	—	—	—	—	—	—	—

Variable Portfolio – Moderate Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.08	$1.09	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.18	$1.08	$1.09	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	34,689	33,733	30,458	—	—	—	—	—	—	—

Variable Portfolio – Moderate Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.08	$1.09	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.18	$1.08	$1.09	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	121,846	127,883	131,141	—	—	—	—	—	—	—

Variable Portfolio – Moderately Aggressive Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.08	$1.11	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.19	$1.08	$1.11	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	22,947	26,527	25,767	—	—	—	—	—	—	—

Variable Portfolio – Moderately Aggressive Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.08	$1.11	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.19	$1.08	$1.11	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	56,793	66,149	77,624	—	—	—	—	—	—	—

Variable Portfolio – Moderately Conservative Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.07	$1.07	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.15	$1.07	$1.07	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	7,042	7,018	6,557	—	—	—	—	—	—	—

Variable Portfolio – Moderately Conservative Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.07	$1.07	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.15	$1.07	$1.07	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	22,904	25,656	24,507	—	—	—	—	—	—	—

Variable Portfolio – Partners Small Cap Value Fund (Class 3) (05/01/2002)
Accumulation unit value at beginning of period	$1.54	$1.64	$1.33	$0.99	$1.47	$1.57	$1.32	$1.27	$1.07	$0.79
Accumulation unit value at end of period	$1.72	$1.54	$1.64	$1.33	$0.99	$1.47	$1.57	$1.32	$1.27	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	1,053	1,423	1,652	1,946	2,163	2,437	2,461	2,507	735	158

Variable Portfolio – Sit Dividend Growth Fund (Class 3) (05/01/2007)
Accumulation unit value at beginning of period	$0.81	$0.85	$0.78	$0.60	$0.99	$1.00	—	—	—	—
Accumulation unit value at end of period	$0.88	$0.81	$0.85	$0.78	$0.60	$0.99	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	447	565	622	21,293	10,481	6,624	—	—	—	—

Variable Portfolio – Victory Established Value Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.21	$1.31	$1.09	$0.81	$1.30	$1.24	$1.09	$1.10	$1.00	—
Accumulation unit value at end of period	$1.39	$1.21	$1.31	$1.09	$0.81	$1.30	$1.24	$1.09	$1.10	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—

RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS 201

Variable account charges of 1.45% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

Wanger International (04/30/2004)
Accumulation unit value at beginning of period	$1.83	$2.18	$1.77	$1.20	$2.24	$1.95	$1.44	$1.20	$1.00	—
Accumulation unit value at end of period	$2.20	$1.83	$2.18	$1.77	$1.20	$2.24	$1.95	$1.44	$1.20	—
Number of accumulation units outstanding at end of period (000 omitted)	694	936	968	4,062	4,898	2,928	2,562	1,712	264	—

Wanger USA (04/30/2004)
Accumulation unit value at beginning of period	$1.35	$1.42	$1.17	$0.83	$1.40	$1.35	$1.27	$1.16	$1.00	—
Accumulation unit value at end of period	$1.60	$1.35	$1.42	$1.17	$0.83	$1.40	$1.35	$1.27	$1.16	—
Number of accumulation units outstanding at end of period (000 omitted)	606	828	999	4,279	3,607	2,886	1,545	1,215	162	—

Variable account charges of 1.90% of the daily net assets of the variable account.
Year ended Dec. 31,		2012	2011	2010	2009	2008	2007	2006	2005	2004

AllianceBernstein VPS Global Thematic Growth Portfolio (Class B) (05/01/2007)
Accumulation unit value at beginning of period		$0.78	$1.04	$0.89	$0.59	$1.15	$1.00	—	—	—
Accumulation unit value at end of period		$0.87	$0.78	$1.04	$0.89	$0.59	$1.15	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)		28	28	28	28	—	—	—	—	—

AllianceBernstein VPS Growth and Income Portfolio (Class B) (04/30/2004)
Accumulation unit value at beginning of period		$1.03	$0.99	$0.90	$0.76	$1.30	$1.27	$1.11	$1.08	$1.00
Accumulation unit value at end of period		$1.19	$1.03	$0.99	$0.90	$0.76	$1.30	$1.27	$1.11	$1.08
Number of accumulation units outstanding at end of period (000 omitted)		91	130	124	89	113	168	170	126	90

AllianceBernstein VPS International Value Portfolio (Class B) (04/30/2004)
Accumulation unit value at beginning of period		$0.92	$1.16	$1.13	$0.86	$1.87	$1.81	$1.36	$1.19	$1.00
Accumulation unit value at end of period		$1.03	$0.92	$1.16	$1.13	$0.86	$1.87	$1.81	$1.36	$1.19
Number of accumulation units outstanding at end of period (000 omitted)		5,828	6,871	7,882	19,909	27,146	17,556	13,071	8,418	3,162

American Century VP Mid Cap Value, Class II (05/01/2007)
Accumulation unit value at beginning of period		$0.96	$0.99	$0.85	$0.66	$0.90	$1.00	—	—	—
Accumulation unit value at end of period		$1.09	$0.96	$0.99	$0.85	$0.66	$0.90	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)		—	—	—	—	—	9	—	—	—

American Century VP Ultra®, Class II (04/30/2004)
Accumulation unit value at beginning of period		$1.01	$1.02	$0.90	$0.68	$1.19	$1.01	$1.06	$1.06	$1.00
Accumulation unit value at end of period		$1.13	$1.01	$1.02	$0.90	$0.68	$1.19	$1.01	$1.06	$1.06
Number of accumulation units outstanding at end of period (000 omitted)		2,194	2,936	4,147	5,039	6,040	6,538	19,124	6,266	2,495

American Century VP Value, Class II (04/30/2004)
Accumulation unit value at beginning of period		$1.12	$1.13	$1.02	$0.87	$1.21	$1.30	$1.12	$1.09	$1.00
Accumulation unit value at end of period		$1.26	$1.12	$1.13	$1.02	$0.87	$1.21	$1.30	$1.12	$1.09
Number of accumulation units outstanding at end of period (000 omitted)		12	87	16	16	19	24	29	15	26

ClearBridge Variable Small Cap Growth Portfolio – Class I (05/01/2007)
Accumulation unit value at beginning of period		$1.02	$1.03	$0.84	$0.60	$1.03	$1.00	—	—	—
Accumulation unit value at end of period		$1.20	$1.02	$1.03	$0.84	$0.60	$1.03	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)		—	54	—	—	—	—	—	—	—

Columbia Variable Portfolio – Cash Management Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period		$1.00	$1.02	$1.04	$1.06	$1.05	$1.03	$1.00	$0.99	$1.00
Accumulation unit value at end of period		$0.98	$1.00	$1.02	$1.04	$1.06	$1.05	$1.03	$1.00	$0.99
Number of accumulation units outstanding at end of period (000 omitted)		1,683	2,045	2,910	11,536	5,320	3,584	1,771	839	136

Columbia Variable Portfolio – Diversified Bond Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period		$1.25	$1.20	$1.13	$1.00	$1.09	$1.06	$1.03	$1.03	$1.00
Accumulation unit value at end of period		$1.32	$1.25	$1.20	$1.13	$1.00	$1.09	$1.06	$1.03	$1.03
Number of accumulation units outstanding at end of period (000 omitted)		2,131	2,517	3,451	52,732	52,913	49,906	27,709	237	220

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period		$1.25	$1.34	$1.17	$0.93	$1.60	$1.51	$1.29	$1.15	$1.00
Accumulation unit value at end of period		$1.40	$1.25	$1.34	$1.17	$0.93	$1.60	$1.51	$1.29	$1.15
Number of accumulation units outstanding at end of period (000 omitted)		6,023	7,706	10,251	47,600	45,615	31,206	25,297	8,506	34

Columbia Variable Portfolio – Emerging Markets Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period		$1.93	$2.49	$2.12	$1.24	$2.73	$2.01	$1.53	$1.17	$1.00
Accumulation unit value at end of period		$2.28	$1.93	$2.49	$2.12	$1.24	$2.73	$2.01	$1.53	$1.17
Number of accumulation units outstanding at end of period (000 omitted)		1,624	2,042	2,330	8,001	12,125	7,826	7,742	4,979	2,159

Columbia Variable Portfolio – High Income Fund (Class 2)* (04/28/2006)
Accumulation unit value at beginning of period		$1.27	$1.22	$1.11	$0.78	$1.06	$1.06	$1.00	—	—
Accumulation unit value at end of period		$1.43	$1.27	$1.22	$1.11	$0.78	$1.06	$1.06	—	—
Number of accumulation units outstanding at end of period (000 omitted)		955	1,238	1,849	2,437	3,077	4,084	8,585	—	—
*Columbia Variable Portfolio – High Income Fund (Class 2) is scheduled to be merged into Columbia Variable Portfolio – Income Opportunities Fund (Class 2) on April 29, 2013.

 202  RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS

Variable account charges of 1.90% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004

Columbia Variable Portfolio – High Yield Bond Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.54	$1.49	$1.33	$0.88	$1.20	$1.20	$1.10	$1.08	$1.00
Accumulation unit value at end of period	$1.75	$1.54	$1.49	$1.33	$0.88	$1.20	$1.20	$1.10	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	790	1,037	1,429	3,043	3,808	4,514	5,751	3,150	830

Columbia Variable Portfolio – Income Opportunities Fund (Class 3) (06/01/2004)
Accumulation unit value at beginning of period	$1.52	$1.46	$1.32	$0.94	$1.18	$1.18	$1.11	$1.09	$1.00
Accumulation unit value at end of period	$1.72	$1.52	$1.46	$1.32	$0.94	$1.18	$1.18	$1.11	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	540	724	967	23,958	16,287	14,534	6,780	8	8

Columbia Variable Portfolio – International Opportunity Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.20	$1.40	$1.25	$1.00	$1.71	$1.55	$1.27	$1.14	$1.00
Accumulation unit value at end of period	$1.39	$1.20	$1.40	$1.25	$1.00	$1.71	$1.55	$1.27	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	2	2	2	2	2	2	2	1	—

Columbia Variable Portfolio – Large Cap Growth Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.01	$1.06	$0.92	$0.69	$1.26	$1.24	$1.14	$1.07	$1.00
Accumulation unit value at end of period	$1.19	$1.01	$1.06	$0.92	$0.69	$1.26	$1.24	$1.14	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	195	258	361	910	3,801	2,883	38	38	—

Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.03	$1.00	$0.86	$0.71	$1.25	$1.24	$1.09	$1.05	$1.00
Accumulation unit value at end of period	$1.15	$1.03	$1.00	$0.86	$0.71	$1.25	$1.24	$1.09	$1.05
Number of accumulation units outstanding at end of period (000 omitted)	3,922	5,131	7,801	9,323	10,215	10,759	11,734	14,054	9,019

Columbia Variable Portfolio – Marsico Growth Fund (Class 1) (05/01/2007)
Accumulation unit value at beginning of period	$0.94	$0.99	$0.83	$0.66	$1.12	$1.00	—	—	—
Accumulation unit value at end of period	$1.04	$0.94	$0.99	$0.83	$0.66	$1.12	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	860	1,287	1,574	44,625	33,416	21,154	—	—	—

Columbia Variable Portfolio – Marsico International Opportunities Fund (Class 2) (05/01/2007)
Accumulation unit value at beginning of period	$0.71	$0.86	$0.78	$0.57	$1.13	$1.00	—	—	—
Accumulation unit value at end of period	$0.82	$0.71	$0.86	$0.78	$0.57	$1.13	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	49	70	70	70	21	—	—	—	—

Columbia Variable Portfolio – Mid Cap Value Opportunity Fund (Class 3) (05/01/2007)
Accumulation unit value at beginning of period	$0.80	$0.89	$0.74	$0.54	$0.99	$1.00	—	—	—
Accumulation unit value at end of period	$0.93	$0.80	$0.89	$0.74	$0.54	$0.99	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	2	145	167	3	98	69	—	—	—

Columbia Variable Portfolio – S&P 500 Index Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.11	$1.11	$0.99	$0.80	$1.29	$1.25	$1.11	$1.08	$1.00
Accumulation unit value at end of period	$1.26	$1.11	$1.11	$0.99	$0.80	$1.29	$1.25	$1.11	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	188	198	211	155	94	147	142	132	48

Columbia Variable Portfolio – Small Cap Value Fund (Class 2) (04/30/2004)
Accumulation unit value at beginning of period	$1.33	$1.45	$1.17	$0.95	$1.35	$1.41	$1.21	$1.17	$1.00
Accumulation unit value at end of period	$1.46	$1.33	$1.45	$1.17	$0.95	$1.35	$1.41	$1.21	$1.17
Number of accumulation units outstanding at end of period (000 omitted)	460	585	721	23,264	17,911	14,170	—	—	—

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.04	$1.04	$1.03	$1.00	$1.05	$1.01	$0.99	$1.00	$1.00
Accumulation unit value at end of period	$1.04	$1.04	$1.04	$1.03	$1.00	$1.05	$1.01	$0.99	$1.00
Number of accumulation units outstanding at end of period (000 omitted)	1,516	1,924	2,722	10,350	5,772	5,294	3,802	1,781	218

Credit Suisse Trust – Commodity Return Strategy Portfolio (05/01/2007)
Accumulation unit value at beginning of period	$0.82	$0.96	$0.84	$0.71	$1.10	$1.00	—	—	—
Accumulation unit value at end of period	$0.79	$0.82	$0.96	$0.84	$0.71	$1.10	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	44	47	33	32	—	—	—	—	—

Dreyfus Variable Investment Fund International Equity Portfolio, Service Shares (05/01/2007)
Accumulation unit value at beginning of period	$0.68	$0.81	$0.75	$0.62	$1.09	$1.00	—	—	—
Accumulation unit value at end of period	$0.82	$0.68	$0.81	$0.75	$0.62	$1.09	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	4	—	—	8	—	—	—	—	—

Dreyfus Variable Investment Fund International Value Portfolio, Service Shares (04/30/2004)
Accumulation unit value at beginning of period	$0.98	$1.23	$1.20	$0.94	$1.53	$1.50	$1.25	$1.14	$1.00
Accumulation unit value at end of period	$1.08	$0.98	$1.23	$1.20	$0.94	$1.53	$1.50	$1.25	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	27	24	21	19	38	24	24	26	7

Eaton Vance VT Floating-Rate Income Fund (05/01/2007)
Accumulation unit value at beginning of period	$1.07	$1.06	$0.99	$0.70	$0.98	$1.00	—	—	—
Accumulation unit value at end of period	$1.13	$1.07	$1.06	$0.99	$0.70	$0.98	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	383	562	719	17,706	14,635	11,432	—	—	—

RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS 203

Variable account charges of 1.90% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004

Fidelity® VIP Contrafund® Portfolio Service Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.30	$1.37	$1.19	$0.90	$1.59	$1.38	$1.27	$1.11	$1.00
Accumulation unit value at end of period	$1.48	$1.30	$1.37	$1.19	$0.90	$1.59	$1.38	$1.27	$1.11
Number of accumulation units outstanding at end of period (000 omitted)	8,416	10,938	14,844	26,124	44,134	42,111	45,962	19,309	6,485

Fidelity® VIP Investment Grade Bond Portfolio Service Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.28	$1.22	$1.15	$1.02	$1.08	$1.05	$1.03	$1.03	$1.00
Accumulation unit value at end of period	$1.32	$1.28	$1.22	$1.15	$1.02	$1.08	$1.05	$1.03	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	3,225	3,767	5,353	28,571	28,234	30,874	10,450	8,474	3,024

Fidelity® VIP Mid Cap Portfolio Service Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.57	$1.79	$1.42	$1.04	$1.75	$1.55	$1.40	$1.21	$1.00
Accumulation unit value at end of period	$1.76	$1.57	$1.79	$1.42	$1.04	$1.75	$1.55	$1.40	$1.21
Number of accumulation units outstanding at end of period (000 omitted)	1,346	1,681	2,112	10,749	15,569	9,998	6,670	2,154	194

Fidelity® VIP Overseas Portfolio Service Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.04	$1.28	$1.16	$0.93	$1.70	$1.48	$1.28	$1.10	$1.00
Accumulation unit value at end of period	$1.23	$1.04	$1.28	$1.16	$0.93	$1.70	$1.48	$1.28	$1.10
Number of accumulation units outstanding at end of period (000 omitted)	1,894	2,343	2,808	4,655	4,812	4,606	5,282	5,025	3,210

FTVIPT Franklin Income Securities Fund – Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.35	$1.34	$1.21	$0.91	$1.32	$1.30	$1.12	$1.12	$1.00
Accumulation unit value at end of period	$1.49	$1.35	$1.34	$1.21	$0.91	$1.32	$1.30	$1.12	$1.12
Number of accumulation units outstanding at end of period (000 omitted)	598	1,057	1,140	1,013	1,631	1,849	1,382	1,066	516

FTVIPT Templeton Global Bond Securities Fund – Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.76	$1.81	$1.61	$1.38	$1.33	$1.22	$1.10	$1.16	$1.00
Accumulation unit value at end of period	$1.99	$1.76	$1.81	$1.61	$1.38	$1.33	$1.22	$1.10	$1.16
Number of accumulation units outstanding at end of period (000 omitted)	2,493	3,114	4,186	21,774	22,313	26,747	18,800	7,744	2,656

FTVIPT Templeton Growth Securities Fund – Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.00	$1.10	$1.04	$0.81	$1.44	$1.43	$1.20	$1.12	$1.00
Accumulation unit value at end of period	$1.19	$1.00	$1.10	$1.04	$0.81	$1.44	$1.43	$1.20	$1.12
Number of accumulation units outstanding at end of period (000 omitted)	69	103	119	114	115	148	112	57	25

Goldman Sachs VIT Mid Cap Value Fund – Institutional Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.39	$1.51	$1.23	$0.94	$1.53	$1.51	$1.32	$1.19	$1.00
Accumulation unit value at end of period	$1.61	$1.39	$1.51	$1.23	$0.94	$1.53	$1.51	$1.32	$1.19
Number of accumulation units outstanding at end of period (000 omitted)	2,740	3,562	4,764	13,524	16,698	17,019	14,517	6,833	2,746

Goldman Sachs VIT Structured U.S. Equity Fund – Institutional Shares (05/01/2007)
Accumulation unit value at beginning of period	$0.78	$0.76	$0.69	$0.58	$0.94	$1.00	—	—	—
Accumulation unit value at end of period	$0.87	$0.78	$0.76	$0.69	$0.58	$0.94	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	27	—	—	—	—	—

Invesco V.I. American Franchise Fund, Series II Shares (04/27/2012)
Accumulation unit value at beginning of period	$1.00	—	—	—	—	—	—	—	—
Accumulation unit value at end of period	$0.96	—	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	73	—	—	—	—	—	—	—	—

Invesco V.I. Comstock Fund, Series II Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.09	$1.13	$1.00	$0.79	$1.26	$1.31	$1.15	$1.13	$1.00
Accumulation unit value at end of period	$1.27	$1.09	$1.13	$1.00	$0.79	$1.26	$1.31	$1.15	$1.13
Number of accumulation units outstanding at end of period (000 omitted)	10,444	13,815	18,929	34,501	43,308	39,815	41,096	23,606	8,260

Invesco V.I. Global Health Care Fund, Series II Shares (05/01/2007)
Accumulation unit value at beginning of period	$0.94	$0.92	$0.90	$0.72	$1.03	$1.00	—	—	—
Accumulation unit value at end of period	$1.11	$0.94	$0.92	$0.90	$0.72	$1.03	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	22	25	25	45	3	—	—	—	—

Invesco V.I. International Growth Fund, Series II Shares (05/01/2007)
Accumulation unit value at beginning of period	$0.81	$0.89	$0.80	$0.61	$1.04	$1.00	—	—	—
Accumulation unit value at end of period	$0.92	$0.81	$0.89	$0.80	$0.61	$1.04	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	630	940	984	35,468	16,452	9,747	—	—	—

Invesco V.I. Mid Cap Growth Fund, Series II Shares (04/27/2012)
Accumulation unit value at beginning of period	$1.00	—	—	—	—	—	—	—	—
Accumulation unit value at end of period	$0.97	—	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	11	—	—	—	—	—	—	—	—

Janus Aspen Series Janus Portfolio: Service Shares (05/01/2007)
Accumulation unit value at beginning of period	$0.86	$0.93	$0.83	$0.62	$1.05	$1.00	—	—	—
Accumulation unit value at end of period	$1.00	$0.86	$0.93	$0.83	$0.62	$1.05	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	799	1,082	1,257	38,185	34,319	25,309	—	—	—

 204  RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS

Variable account charges of 1.90% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004

MFS® Total Return Series – Service Class (04/30/2004)
Accumulation unit value at beginning of period	$1.15	$1.16	$1.08	$0.93	$1.22	$1.20	$1.09	$1.09	$1.00
Accumulation unit value at end of period	$1.26	$1.15	$1.16	$1.08	$0.93	$1.22	$1.20	$1.09	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	74	65	69	69	94	102	106	69	53

MFS® Utilities Series – Service Class (04/30/2004)
Accumulation unit value at beginning of period	$2.11	$2.02	$1.81	$1.39	$2.28	$1.82	$1.42	$1.24	$1.00
Accumulation unit value at end of period	$2.34	$2.11	$2.02	$1.81	$1.39	$2.28	$1.82	$1.42	$1.24
Number of accumulation units outstanding at end of period (000 omitted)	41	43	55	58	91	120	32	1	1

Morgan Stanley UIF Global Real Estate Portfolio, Class II Shares (05/01/2007)
Accumulation unit value at beginning of period	$0.68	$0.77	$0.64	$0.46	$0.85	$1.00	—	—	—
Accumulation unit value at end of period	$0.86	$0.68	$0.77	$0.64	$0.46	$0.85	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	179	249	265	8,046	11,790	4,909	—	—	—

Morgan Stanley UIF Mid Cap Growth Portfolio, Class II Shares (05/01/2007)
Accumulation unit value at beginning of period	$1.07	$1.17	$0.90	$0.58	$1.12	$1.00	—	—	—
Accumulation unit value at end of period	$1.14	$1.07	$1.17	$0.90	$0.58	$1.12	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Oppenheimer Capital Appreciation Fund/VA, Service Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.00	$1.04	$0.97	$0.69	$1.29	$1.15	$1.09	$1.06	$1.00
Accumulation unit value at end of period	$1.12	$1.00	$1.04	$0.97	$0.69	$1.29	$1.15	$1.09	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	3,669	4,615	6,424	7,178	8,981	8,700	10,182	8,509	3,218

Oppenheimer Global Fund/VA, Service Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.26	$1.40	$1.24	$0.90	$1.54	$1.48	$1.29	$1.15	$1.00
Accumulation unit value at end of period	$1.49	$1.26	$1.40	$1.24	$0.90	$1.54	$1.48	$1.29	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	89	113	127	149	169	231	209	177	72

Oppenheimer Global Income Fund/VA, Service Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.32	$1.33	$1.18	$1.02	$1.21	$1.13	$1.07	$1.07	$1.00
Accumulation unit value at end of period	$1.46	$1.32	$1.33	$1.18	$1.02	$1.21	$1.13	$1.07	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	3,563	4,711	6,319	41,343	38,121	38,909	20,731	11,203	4,674

Oppenheimer Main Street Small Cap Fund®/VA, Service Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.29	$1.35	$1.11	$0.83	$1.36	$1.41	$1.25	$1.16	$1.00
Accumulation unit value at end of period	$1.49	$1.29	$1.35	$1.11	$0.83	$1.36	$1.41	$1.25	$1.16
Number of accumulation units outstanding at end of period (000 omitted)	41	89	24	25	61	71	75	59	31

PIMCO VIT All Asset Portfolio, Advisor Class (05/01/2007)
Accumulation unit value at beginning of period	$1.12	$1.12	$1.01	$0.85	$1.03	$1.00	—	—	—
Accumulation unit value at end of period	$1.27	$1.12	$1.12	$1.01	$0.85	$1.03	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	620	718	853	20,192	30,027	26,289	—	—	—

Variable Portfolio – Aggressive Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.06	$1.11	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.18	$1.06	$1.11	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	500	242	2,128	—	—	—	—	—	—

Variable Portfolio – Aggressive Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.06	$1.11	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.18	$1.06	$1.11	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	27,031	37,081	45,459	—	—	—	—	—	—

Variable Portfolio – BlackRock Global Inflation-Protected Securities Fund (Class 3) (05/01/2006)
Accumulation unit value at beginning of period	$1.23	$1.14	$1.12	$1.06	$1.08	$1.02	$1.00	—	—
Accumulation unit value at end of period	$1.28	$1.23	$1.14	$1.12	$1.06	$1.08	$1.02	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,156	1,527	2,123	39,552	22,934	24,803	19,914	—	—

Variable Portfolio – Conservative Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.05	$1.04	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.11	$1.05	$1.04	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	2,883	3,605	2,840	—	—	—	—	—	—

Variable Portfolio – Conservative Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.05	$1.04	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.11	$1.05	$1.04	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	33,878	37,774	34,075	—	—	—	—	—	—

Variable Portfolio – Moderate Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.07	$1.09	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.16	$1.07	$1.09	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	4,950	4,056	2,407	—	—	—	—	—	—

RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS 205

Variable account charges of 1.90% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004

Variable Portfolio – Moderate Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.07	$1.09	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.16	$1.07	$1.09	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	168,701	206,439	248,214	—	—	—	—	—	—

Variable Portfolio – Moderately Aggressive Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.07	$1.10	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.18	$1.07	$1.10	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	2,106	1,555	774	—	—	—	—	—	—

Variable Portfolio – Moderately Aggressive Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.07	$1.11	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.18	$1.07	$1.11	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	86,581	118,725	154,365	—	—	—	—	—	—

Variable Portfolio – Moderately Conservative Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.06	$1.06	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.13	$1.06	$1.06	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	3,949	2,095	1,480	—	—	—	—	—	—

Variable Portfolio – Moderately Conservative Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.06	$1.06	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.14	$1.06	$1.06	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	28,639	34,697	43,744	—	—	—	—	—	—

Variable Portfolio – Partners Small Cap Value Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.35	$1.44	$1.18	$0.88	$1.31	$1.41	$1.19	$1.15	$1.00
Accumulation unit value at end of period	$1.50	$1.35	$1.44	$1.18	$0.88	$1.31	$1.41	$1.19	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	3,627	4,585	6,248	9,697	11,631	12,674	11,121	10,647	4,456

Variable Portfolio – Sit Dividend Growth Fund (Class 3) (05/01/2007)
Accumulation unit value at beginning of period	$0.79	$0.84	$0.77	$0.59	$0.99	$1.00	—	—	—
Accumulation unit value at end of period	$0.86	$0.79	$0.84	$0.77	$0.59	$0.99	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	961	1,246	1,481	47,054	29,241	19,856	—	—	—

Variable Portfolio – Victory Established Value Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.17	$1.27	$1.06	$0.79	$1.28	$1.23	$1.08	$1.10	$1.00
Accumulation unit value at end of period	$1.34	$1.17	$1.27	$1.06	$0.79	$1.28	$1.23	$1.08	$1.10
Number of accumulation units outstanding at end of period (000 omitted)	—	8	8	—	28	—	—	—	—

Wanger International (04/30/2004)
Accumulation unit value at beginning of period	$1.77	$2.11	$1.72	$1.17	$2.20	$1.93	$1.43	$1.20	$1.00
Accumulation unit value at end of period	$2.11	$1.77	$2.11	$1.72	$1.17	$2.20	$1.93	$1.43	$1.20
Number of accumulation units outstanding at end of period (000 omitted)	1,135	1,529	1,843	8,675	12,927	7,675	6,793	3,916	1,854

Wanger USA (04/30/2004)
Accumulation unit value at beginning of period	$1.30	$1.38	$1.14	$0.81	$1.38	$1.33	$1.26	$1.15	$1.00
Accumulation unit value at end of period	$1.53	$1.30	$1.38	$1.14	$0.81	$1.38	$1.33	$1.26	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	2,019	2,605	3,655	12,068	12,713	11,339	6,970	5,234	2,030

 206  RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS

Table of Contents of the Statement of Additional Information

Calculating Annuity Payouts	p. 3

Rating Agencies	p. 4

Revenues Received During Calendar Year 2012	p. 4

Principal Underwriter	p. 5

Independent Registered Public Accounting Firms	p. 5

Condensed Financial Information (Unaudited)	p. 6

Financial Statements

RIVERSOURCE SIGNATURE SELECT VARIABLE ANNUITY — PROSPECTUS 207

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RiverSource Life Insurance Company
829 Ameriprise Financial Center
Minneapolis, MN 55474
1-800-333-3437

RiverSource Distributors, Inc. (Distributor), Member FINRA.
Insurance and annuity products are issued by RiverSource Life Insurance Company.

©2008-2013 RiverSource Life Insurance Company. All rights reserved.
45300 P (4/13)

Prospectus

April 29, 2013

RiverSource® Builder Select Variable Annuity

INDIVIDUAL FLEXIBLE PREMIUM DEFERRED COMBINATION FIXED/VARIABLE ANNUITY

Issued by:	RiverSource Life Insurance Company (RiverSource Life)

829 Ameriprise Financial Center
Minneapolis, MN 55474
Telephone: 1-800-333-3437
(Corporate Office)
RiverSource Variable Annuity Account/RiverSource MVA Account

New contracts are not currently being offered.

This prospectus describes two versions of the contract: the Current Contract (applications signed on or after Nov. 30, 2009, subject to state availability) and the Original Contract (applications signed prior to Nov. 30, 2009, or in states where the Current Contract was unavailable). The information in this prospectus applies to both contracts unless stated otherwise.

This prospectus contains information that you should know before investing. Prospectuses are also available for:

AllianceBernstein Variable Products Series Fund, Inc. (Class B)
American Century® Variable Portfolios, Inc., Class II
Columbia Funds Variable Insurance Trust
Columbia Funds Variable Series Trust II
Credit Suisse Trust
Dreyfus Variable Investment Fund, Service Share Class
Eaton Vance Variable Trust (VT)
Fidelity® Variable Insurance Products Service Class 2
Franklin® Templeton® Variable Insurance Products
  Trust (FTVIPT) – Class 2
Goldman Sachs Variable Insurance Trust (VIT)
Invesco Variable Insurance Funds
Janus Aspen Series: Service Shares
Legg Mason Partners Variable Equity Trust
MFS® Variable Insurance Trustsm – Service Class
Morgan Stanley Universal Institutional Funds (UIF)
Oppenheimer Variable Account Funds, Service Shares
PIMCO Variable Insurance Trust (VIT)
Putnam Variable Trust – Class IB Shares
Wanger Advisors Trust
Wells Fargo Variable Trust

Some funds may not be available in your contract. Please read the prospectuses carefully and keep them for future reference.

The contract provides for purchase payment credits. Expense charges from contracts with purchase payment credits may be higher than charges for contracts without such credits. The amount of the credit may be more than offset by additional fees and charges associated with the credit. The credits may be reversed. (See “Buying Your Contract — Purchase Payment Credits”).

The Securities and Exchange Commission (SEC) has not approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

An investment in this contract is not a deposit of a bank or financial institution and is not insured or guaranteed by the Federal Deposit Insurance Corporation (FDIC) or any other government agency. An investment in this contract involves investment risk including the possible loss of principal.

A Statement of Additional Information (SAI), dated the same date as this prospectus, is incorporated by reference into this prospectus. It is filed with the SEC and is available without charge by contacting RiverSource Life at the telephone number and address listed above. The table of contents of the SAI is on the last page of this prospectus. The SEC maintains an Internet site. This prospectus, the SAI and other information about the product are available on the EDGAR Database on the SEC’s Internet site at (http://www.sec.gov).

Variable annuities are insurance products that are complex investment vehicles. Before you invest, be sure to ask your investment professional about the variable annuity’s features, benefits, risks and fees, and whether the variable annuity is appropriate for you, based upon your financial situation and objectives.

The contracts and/or certain optional benefits described in this prospectus may not be available in all jurisdictions. This prospectus constitutes an offering or solicitation only in those jurisdictions where such offering or solicitation may lawfully be made. State variations are covered in a special contract form used in that state. This prospectus provides a general description of the contract. Your actual contract and any riders or endorsements are the controlling documents.

RiverSource Life has not authorized any person to give any information or to make any representations regarding the contract other than those contained in this prospectus or the fund prospectuses. Do not rely on any such information or representations.

RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS 1

RiverSource Life offers other variable annuity contracts in addition to the contracts described in this prospectus which your investment professional may or may not be authorized to offer to you. Each annuity has different features and optional benefits that may be appropriate for you based on your individual financial situation and needs, your age and how you intend to use the annuity. The different features and benefits may include the investment and fund manager options, variations in interest rate amount and guarantees, credits, surrender charge schedules and access to your annuity account values. The fees and charges you will pay when buying, owning and surrendering money from the contracts we describe in this prospectus may be more or less than the fees and charges of other variable annuities we issue. A securities broker dealer authorized to sell the contracts described in this prospectus (selling firm) may not offer all the variable annuities we issue. In addition, some selling firms may not permit their investment professionals to sell the contracts and/or optional benefits described in this prospectus to persons over a certain age (which may be lower than age limits we set), or may otherwise restrict the sale of the optional benefits described in this prospectus by their investment professionals. You should ask your investment professional about his or her selling firm’s ability to offer you other variable annuities we issue (which might have lower fees and charges than the contracts described in this prospectus), and any limits the selling firm has placed on your investment professional’s ability to offer you the contracts and/or optional riders described in this prospectus.

 2  RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS

Key Terms

These terms can help you understand details about your contract.

Accumulation unit: A measure of the value of each subaccount prior to the application of amounts to an annuity payment plan.

Annuitant: The person or persons on whose life or life expectancy the annuity payouts are based.

Annuitization start date: The date when annuity payments begin according to the applicable annuity payment plan (referred to as “Retirement date” in the Original Contract). Throughout this prospectus when we use the term “Annuitization start date,” it includes the term “Retirement date.”

Annuity payouts: An amount paid at regular intervals under one of several plans.

Assumed investment rate: The rate of return we assume your investments will earn when we calculate your initial annuity payout amount using the annuity table in your contract. The standard assumed investment rate we use is 5% but you may request we substitute an assumed investment rate of 3.5%.

Beneficiary: The person you designate to receive benefits in case of the owner’s death (Current Contract), or owner’s or annuitant’s death (Original Contract) while the contract is in force.

Close of business: The time the New York Stock Exchange (NYSE) closes (4 p.m. Eastern time unless the NYSE closes earlier).

Code: The Internal Revenue Code of 1986, as amended.

Contingent annuitant (Current Contract): The person who becomes the annuitant when the current annuitant dies prior to the annuitization start date. In the case of joint ownership, one owner must also be the contingent annuitant.

Contract: A deferred annuity contract that permits you to accumulate money for retirement by making one or more purchase payments. It provides for lifetime or other forms of payouts beginning at a specified time in the future.

Contract value: The total value of your contract before we deduct any applicable charges.

Contract year: A period of 12 months, starting on the effective date of your contract and on each anniversary of the effective date.

Fixed account: Our general account which includes the regular fixed account and the Special DCA fixed account (Current Contract) or the one-year fixed account and the DCA fixed account (Original Contract). Amounts you allocate to the fixed account earn interest rates we declare periodically.

Funds: Investment options under your contract. You may allocate your purchase payments into subaccounts investing in shares of the funds.

Good order: We cannot process your transaction request relating to the contract until we have received the request in good order at our corporate office. “Good order” means the actual receipt of the requested transaction in writing, along with all information, forms and supporting legal documentation necessary to effect the transaction. To be in “good order,” your instructions must be sufficiently clear so that we do not need to exercise any discretion to follow such instructions. This information and documentation generally includes your completed request; the contract number; the transaction amount (in dollars); the names of and allocations to and/or from the subaccounts and the fixed account affected by the requested transaction; the signatures of all contract owners, exactly as registered on the contract, if necessary; Social Security Number or Taxpayer Identification Number; and any other information, forms or supporting documentation that we may require. With respect to purchase requests, “good order” also generally includes receipt of sufficient payment by us to effect the purchase. We may, in our sole discretion, determine whether any particular transaction request is in good order, and we reserve the right to change or waive any good order requirements at any time.

Guarantee Period: The number of successive 12-month periods that a guaranteed interest rate is credited.

Guarantee Period Accounts (GPAs): These accounts have guaranteed interest rates for guarantee periods we declare when you allocate purchase payments and any purchase payment credits or transfer contract value to a GPA. These guaranteed rates and periods of time may vary by state. Unless an exception applies, transfers or surrenders from a GPA done more than 30 days before the end of the guarantee period will receive a market value adjustment, which may result in a gain or loss of principal.

Market Value Adjustment (MVA): A positive or negative adjustment assessed if any portion of a Guarantee Period Account is surrendered or transferred more than 30 days before the end of its guarantee period.

RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS 3

Owner (you, your): The person or persons identified in the contract as owners(s) of the contract, who has or have the right to control the contract (to decide on investment allocations, transfers, payout options, etc.). Usually, but not always, the owner is also the annuitant. During the owner’s life, the owner is responsible for taxes, regardless of whether he or she receives the contract’s benefits. The owner or any joint owner may be a nonnatural person (e.g. irrevocable trust or corporation) or a revocable trust. In this case, the annuitant will be deemed to be the owner for contract provisions that are based on the age or life of the owner. When the contract is owned by a revocable trust, the annuitant selected should be the grantor of the trust to assure compliance with Section 72(s) of the Code. Any contract provisions that are based on the age of the owner will be based on the age of the oldest owner. Any ownership change, including continuation of the contract by your spouse under the spousal continuation provision of the contract, redefines “owner”, “you” and “your”.

Purchase payment credits: An addition we make to your contract value. We determine the credit percentage based on cumulative net payments (total payments less surrenders). We apply the credit to your contract based on your current payment.

Qualified annuity: A contract that you purchase to fund one of the following tax-deferred retirement plans that is subject to applicable federal law and any rules of the plan itself:

•	Individual Retirement Annuities (IRAs) including inherited IRAs under Section 408(b) of the Code

•	Roth IRAs including inherited Roth IRAs under Section 408A of the Code

•	Simplified Employee Pension IRA (SEP) plans under Section 408(k) of the Code

•	Custodial and investment only plans under Section 401(a) of the Code

•	Tax-Sheltered Annuity (TSA) rollovers under Section 403(b) of the Code

A qualified annuity will not provide any necessary or additional tax deferral if it is used to fund a retirement plan that is already tax-deferred.

All other contracts are considered nonqualified annuities.

Rider effective date: The date a rider becomes effective as stated in the rider.

RiverSource Life: In this prospectus, “we,” “us,” “our” and “RiverSource Life” refer to RiverSource Life Insurance Company.

Surrender value: The amount you are entitled to receive if you make a full surrender from your contract (referred to as “Withdrawal value” in the Original Contract). It is the contract value minus any applicable charges and any purchase payment credits subject to reversal, plus any positive or negative market value adjustment. Throughout this prospectus when we use the term “Surrender” it includes the term “Withdrawal”.

Valuation date: Any normal business day, Monday through Friday, on which the NYSE is open, up to the close of business. At the close of business, the next valuation date begins. We calculate the accumulation unit value of each subaccount on each valuation date. If we receive your purchase payment or any transaction request (such as a transfer or surrender request) in good order at our corporate office before the close of business, we will process your payment or transaction using the accumulation unit value we calculate on the valuation date we received your payment or transaction request. On the other hand, if we receive your purchase payment or transaction request in good order at our corporate office at or after the close of business, we will process your payment or transaction using the accumulation unit value we calculate on the next valuation date. If you make a transaction request by telephone (including by fax), you must have completed your transaction by the close of business in order for us to process it using the accumulation unit value we calculate on that valuation date. If you were not able to complete your transaction before the close of business for any reason, including telephone service interruptions or delays due to high call volume, we will process your transaction using the accumulation unit value we calculate on the next valuation date.

Variable account: Consists of separate subaccounts to which you may allocate purchase payments; each invests in shares of one fund. The value of your investment in each subaccount changes with the performance of the particular fund.

Withdrawal value: The amount you are entitled to receive if you make a full withdrawal from your contract (referred to as “Surrender value” in the Current Contract). It is the contract value minus any applicable charges and any purchase payment credits subject to reversal, plus any positive or negative market value adjustment. Throughout this prospectus when we use the term “Surrender” it includes the term “Withdrawal”.

 4  RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS

The Contracts in Brief

This prospectus describes two versions of the contract: the Current Contract (applications signed on or after Nov. 30, 2009, subject to state availability) and the Original Contract (applications signed prior to Nov. 30, 2009, or in states where the Current Contract was unavailable). The primary differences are disclosed in the following sections: “Key Terms”, “Expense Summary,” “Buying Your Contract”, “Benefits in Case of Death”, and “Optional Benefits.”

Purpose: These contracts allow you to accumulate money for retirement or a similar long-term goal. You do this by making one or more purchase payments. For the Current Contract, you may allocate your purchase payments to the regular fixed account, the Special DCA fixed account, GPAs and/or subaccounts of the variable account under the contract. For the Original Contract, you may allocate your purchase payments to the one-year fixed account (if part of your contract), the DCA fixed account (if part of your contract), the GPAs and/or subaccounts of the variable account under the contract. When you invest in the subaccounts of the variable account, you risk losing amounts you invest. These accounts, in turn, may earn returns that increase the value of the contract. If the contract value goes to zero due to underlying fund’s performance or deduction of fees, the contract will no longer be in force and the contract (including any death benefit riders) will terminate. You may be able to purchase an optional benefit to reduce the investment risk you assume under the contract. Beginning at a specified time in the future called the annuitization start date, these contracts provide lifetime or other forms of payout of your contract value (less any applicable premium tax and/or other charges).

Buying a contract: We no longer offer new contracts. However, you have the option of making additional purchase payments in the future, subject to certain limitations. Purchase payment amounts and purchase payment timing may be limited under the terms of your contract and/or pursuant to state requirements. (See “Buying Your Contract”).
It may have not been advantageous for you to purchase this contract in exchange for, or in addition to, an existing annuity or life insurance policy. Generally, you can exchange one annuity for another or for a long-term care policy in a “tax-free” exchange under Section 1035 of the Code. You can also do a partial exchange from one annuity contract to another annuity contract, subject to Internal Revenue Service (“IRS”) rules. You also generally can exchange a life insurance policy for an annuity. However, before making an exchange, you should compare both contracts carefully because the features and benefits may be different. Fees and charges may be higher or lower on your old contract than on this contract. You may have to pay a withdrawal charge when you exchange out of your old contract and a new withdrawal charge period will begin when you exchange into this contract. If the exchange does not qualify for Section 1035 treatment, you also may have to pay federal income tax on the distribution. State income taxes may also apply. You should not exchange your old contract for this contract, or buy this contract in addition to your old contract, unless you determine it is in your best interest. (See “Taxes-1035 Exchanges”.)

Tax-deferred retirement plans: Most annuities have a tax-deferred feature. So do many retirement plans under the Code. As a result, when you use a qualified annuity to fund a retirement plan that is tax-deferred, your contract will not provide any necessary or additional tax deferral for that retirement plan. A qualified annuity has features other than tax deferral that may help you reach your retirement goals. In addition, the Code subjects retirement plans to required withdrawals triggered at a certain age. These mandatory withdrawals are called required minimum distributions (“RMDs”). RMDs may reduce the value of certain death benefits and optional riders (see “Taxes — Qualified Annuities — Required Minimum Distributions”). You should consult your tax advisor before you purchase the contract as a qualified annuity for an explanation of the tax implications to you.

Free look period: You may return your contract to your investment professional or to our corporate office within the time stated on the first page of your contract and receive a full refund of the contract value, less any purchase payment credits subject to reversal. (See “Buying Your Contract — Purchase Payment Credits”). We will not deduct any contract charges or fees. However, you bear the investment risk from the time of purchase until you return the contract and any positive or negative market value adjustment will apply; the refund amount may be more or less than the payment you made. (Exception: If the law requires, we will refund all of your purchase payments.)

Accounts: Generally, you may allocate purchase payments among the:

•	subaccounts of the variable account, each of which invests in a fund with a particular investment objective. The value of each subaccount varies with the performance of the particular fund in which it invests. We cannot guarantee that the value at the annuitization start date will equal or exceed the total purchase payments you allocate to the subaccounts. (See “The Variable Account and the Funds”).

•	GPAs which earn interest at rates declared when you make an allocation to that account. The required minimum investment in each GPA is $1,000. These accounts may not be available in all states. (See “The Guarantee Period Accounts (GPAs)”)

RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS 5

•	for the Current Contract:

–	regular fixed account, which earns interest at rates that we adjust periodically. There are restrictions on transfers from this account and may be restrictions on the amount you can allocate to this account (see “Buying Your Contract”, “Transfer policies” and “The Regular Fixed Account”).

–	Special DCA fixed account, which earns interest at rates that we adjust periodically. There are restrictions on how long contract value can remain in this account. (See “Special DCA Fixed Account”).

•	for the Original Contract:

–	one-year fixed account, if part of your contract, which earns interest at rates that we adjust periodically. There are restrictions on the amount you can allocate to this account as well as on transfers from this account (see “Buying Your Contract”, “Transfer policies” and “The One-Year Fixed Account”).

–	DCA fixed account, if part of your contract, which earns interest at rates that we adjust periodically. There are restrictions on how long contract value can remain in this account. (See “DCA Fixed Account”).

Transfers: Subject to certain restrictions, you currently may redistribute your contract value among the accounts without charge at any time until the annuitization start date, and once per contract year among the subaccounts after the annuitization start date. Transfers out of the GPAs done more than 30 days before the end of the guarantee period will be subject to an MVA, unless an exception applies. You may establish automated transfers among the accounts. Transfers into the Special DCA fixed account (Current Contract) and DCA fixed account (Original Contract) are not permitted. GPAs, the regular fixed account (Current Contract) and the one-year fixed account (Original Contract) are subject to special restrictions. (See “Making the Most of Your Contract — Transferring Among Accounts”).

Surrenders: You may surrender all or part of your contract value at any time before the annuitization start date. You also may establish automated partial surrenders. Surrenders may be subject to charges and income taxes (including a 10% IRS penalty that may apply if you make surrenders prior to your reaching age 59 1/2) and may have other tax consequences. If you have elected the SecureSource Stages rider or the SecureSource 20 rider, please consider carefully when you take withdrawals. If you take any withdrawals during the 3-year waiting period, your benefits will be set to zero until the end of the waiting period when they will be reset based on your contract value at that time and you will no longer be eligible to receive the 20% credit available under the SecureSource 20 rider or any future rider credits under the SecureSource Stages. Certain other restrictions may apply. (See “Surrenders”).

Optional benefits: You can buy optional benefits with your contract for an additional charge if you meet certain criteria. We offer optional death benefits and optional living benefits. Optional living benefits include: different versions of the guaranteed minimum withdrawal benefits, which permit you to withdraw a guaranteed amount from the contract over a period of time, Accumulation Protector Benefit rider, which provides you with a guaranteed contract value at the end of specified waiting period regardless of the volatility inherent in the investments in the subaccounts, and Income Assurer Benefit rider, which provides you with a guaranteed minimum income regardless of the volatility inherent in the investments in the subaccounts . Guaranteed minimum withdrawal benefits are SecureSource series riders, Guarantor Withdrawal Benefit rider and Guarantor Withdrawal Benefit for Life rider. When used in this prospectus, the term “SecureSource series” includes: the SecureSource Stages 2 riders, the SecureSource Stages riders, the SecureSource 20 riders and the SecureSource riders, except where the SecureSource Stages 2 riders, the SecureSource Stages riders, SecureSource 20 riders and SecureSource riders are specifically referenced and distinguished from other riders in the SecureSource series.

Optional living benefits require the use of a Portfolio Navigator program (PN program) investment option which may limit transfers and allocations; may limit the timing, amount and allocation of purchase payments; and may limit the amount of surrenders that can be taken under the optional benefit during a contract year. For more information on optional living benefits, please see “Optional Benefits — Optional Living Benefits”. Optional benefits vary by state and may have eligibility requirements.

We offer the following optional death benefits: MAV Death Benefit, 5% Accumulation Death Benefit, Enhanced Death Benefit, Benefit Protector Death Benefit rider and Benefit Protector Plus Death Benefit rider. Benefit Protector Death Benefit rider and Benefit Protector Plus Death Benefit rider are intended to provide an additional benefit to your beneficiary to help offset expenses after your death such as funeral expenses or federal and state taxes.

Benefits in case of death: For the Current Contract, if you die before the annuitization start date, we will pay the beneficiary an amount based on the applicable death benefit. For the Original Contract, if you or the annuitant die before the annuitization start date, we will pay the beneficiary an amount based on the applicable death benefit. (See “Benefits in Case of Death”).

Annuity payouts: You can apply your contract value, after reflecting any adjustments, to an annuity payout plan that begins on the annuitization start date. You may choose from a variety of plans to make sure that payouts continue as long as you like. The payout schedule must meet IRS requirements. We can make payouts on a fixed or variable basis, or both. During the

 6  RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS

annuity payout period, your choices for subaccounts may be limited. The GPAs, the Special DCA fixed account (Current Contract) and the DCA fixed accounts (Original Contract) are not available after the annuitization start date. (See “The Annuity Payout Period”).

RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS 7

Expense Summary

The following tables describe the fees and expenses that you will pay when buying, owning and making a surrender from these contracts. The first table describes the fees and expenses that you will pay at the time that you buy the contract or may pay when you make a surrender from one of these contracts. State premium taxes also may be deducted.

Current Contract:

(applications signed on or after Nov. 30, 2009, subject to state availability)

CONTRACT OWNER TRANSACTION EXPENSES

Surrender charge

(Contingent deferred sales charge as a percentage of purchase payments surrendered)

You select either a six-year or eight-year surrender charge schedule at the time of application.

Six-year schedule		Eight-year schedule
	Surrender charge		Surrender charge
Number of completed	percentage	Number of completed	percentage
years from date of	applied to each	years from date of	applied to each
each purchase payment*	purchase payment	each purchase payment*	purchase payment

0	8%	0	8%

1	8	1	8

2	8	2	8

3	6	3	7

4	4	4	6

5	2	5	5

Thereafter	0	6	4

		7	2

		Thereafter	0

*	According to our current administrative practice, for the purpose of surrender charge calculation, we consider that the year is completed one day prior to the anniversary of the day each purchase payment was received.

Surrender charge under Annuity Payout Plan E — Payouts for a specified period: If you are receiving variable annuity payments under this annuity payout plan, you can choose to take a surrender. The amount that you can surrender is the present value of any remaining variable payouts. The discount rate we use in the calculation will be 5.17% for the assumed investment return of 3.5% and 6.67% for the assumed investment return of 5.0%. The surrender charge equals the present value of the remaining payouts using the assumed investment return minus the present value of the remaining payouts using the discount rate. (See “Charges — Surrender Charge” and “The Annuity Payout Period — Annuity Payout Plans.”)

 8  RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS

The next tables describe the fees and expenses that you will pay periodically during the time that you own the contract, not including fund fees and expenses.

Annual contract administrative charge	Maximum: $50	Current: $40

Annual contract administrative charge if your contract value equals or exceeds $50,000	Maximum: $20	Current: $0

Contract administrative charge at full surrender	Maximum: $50	Current: $40

ANNUAL VARIABLE ACCOUNT EXPENSES
(As a percentage of average daily subaccount value.)

You must choose the six-year or eight-year surrender charge schedule and one of the death benefit guarantees. The combination you choose determines the mortality and expense risk fee you pay. The table below shows the death benefit guarantees available to you and their cost. The variable account administrative charge is in addition to the mortality and expense risk fee.

Six-year surrender charge schedule

	Mortality and	Variable account	Total variable
	expense risk fee	administrative charge	account expense

CV Death Benefit*	1.50%	0.15%	1.65%

ROPP Death Benefit	1.50	0.15	1.65

MAV Death Benefit	1.75	0.15	1.90

5% Accumulation Death Benefit	1.90	0.15	2.05

Enhanced Death Benefit	1.95	0.15	2.10

Eight-year surrender charge

	Mortality and	Variable account	Total variable
	expense risk fee	administrative charge	account expense

CV Death Benefit*	1.25%	0.15%	1.40%

ROPP Death Benefit	1.25	0.15	1.40

MAV Death Benefit	1.50	0.15	1.65

5% Accumulation Death Benefit	1.65	0.15	1.80

Enhanced Death Benefit	1.70	0.15	1.85

*	CV Death Benefit is available only after an ownership change or spousal continuation if any owner or spouse who continues the contract is over age 85 and therefore cannot qualify for the ROPP death benefit.

RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS 9

OTHER ANNUAL EXPENSES

Optional Death Benefits
If eligible, you may have selected an optional death benefit in addition to the ROPP and MAV Death Benefits. The fees apply only if you have selected one of these benefits.

Benefit Protector® Death Benefit rider fee	0.25%

Benefit Protector® Plus Death Benefit rider fee	0.40%

(As a percentage of the contract value charged annually on the contract anniversary.)

Optional Living Benefits
If eligible, you may have selected one of the following optional living benefits if available in your state. The optional living benefits require participation in the PN program. The fees apply only if you have selected one of these benefits.

SecureSource Stages 2sm – Single life rider fee	Maximum: 1.75%	Current: 0.95%

SecureSource Stages 2sm – Joint life rider fee	Maximum: 2.25%	Current: 1.15%

(Charged annually on the contract anniversary as a percentage of contract value or the total Benefit Base, whichever is greater.)

Accumulation Protector Benefit® rider fee	Maximum: 1.75%	Current: 1.50%(1)

(Charged annually on the contract anniversary as a percentage of the contract value or the Minimum Contract Accumulation Value, whichever is greater.)

(1)	For contract applications signed prior to Oct. 4, 2010 and for elective step ups or the elective spousal continuation step ups received on or after Oct. 20, 2012, the following charges apply:

	Initial annual rider fee	Current rider fee for
	and fee for elective step ups	elective step ups
For applications signed:	before 10/20/12	on or after 10/20/12

May 3, 2010 – July 18, 2010	0.95%	1.75%

July 19, 2010 – Oct. 3, 2010	1.10%	1.75%

Oct. 4, 2010 through Dec. 31, 2010	1.50%	1.75%

SecureSource® Stages – Single life rider fee	Maximum: 2.00%	Current: 1.10%

SecureSource® Stages – Joint life rider fee	Maximum: 2.50%	Current: 1.35%

(Charged annually on the contract anniversary as a percentage of the contract value or the Benefit Base, whichever is greater.)

Original Contract:

(applications signed prior to Nov. 30, 2009, subject to state availability)

CONTRACT OWNER TRANSACTION EXPENSES:

Surrender charge(1)

(Contingent deferred sales charge as a percentage of purchase payments surrendered)

You selected either a six-year or eight-year surrender charge schedule at the time of application.

Six-year schedule		Eight-year schedule
	Surrender charge		Surrender charge
Number of completed	percentage	Number of completed	percentage
years from date of	applied to each	years from date of	applied to each
each purchase payment*	purchase payment	each purchase payment*	purchase payment

0	8%	0	8%

1	8	1	8

2	8	2	8

3	6	3	8

4	4	4	8

5	2	5	6

Thereafter	0	6	4

		7	2

		Thereafter	0

(1)	For the Original Contract Alaska, Arizona, Colorado, Connecticut, Florida, Georgia, Illinois, Michigan, Mississippi, New Jersey, Oregon, Utah and Washington contracts, the eight-year surrender charge schedule is modified as follows: Years 1-3 – 8%; Year 4 – 7%; Year 5 – 6%; Year 6 – 5%; Year 7 – 4%; Year 8 – 2%; and Years 9+ – 0%.

 10  RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS

*	According to our current administrative practice, for the purpose of surrender charge calculation, we consider that the year is completed one day prior to the contract anniversary.

Surrender charge under Annuity Payout Plan E — Payouts for a specified period: If you are receiving variable annuity payments under this annuity payout plan, you can choose to take a surrender. The amount that you can surrender is the present value of any remaining variable payouts. The discount rate we use in the calculation will be 5.17% for the assumed investment return of 3.5% and 6.67% for the assumed investment return of 5%. The surrender charge equals the present value of the remaining payouts using the assumed investment return minus the present value of the remaining payouts using the discount rate. (See “Charges — Surrender Charge” and “The Annuity Payout Period — Annuity Payout Plans.”)

The next tables describe the fees and expenses that you will pay periodically during the time that you own the contract, not including fund fees and expenses.

Annual contract administrative charge and at full surrender	$40

(We will waive this charge when your contract value is $50,000 or more on the current contract anniversary except at full surrender.)

ANNUAL VARIABLE ACCOUNT EXPENSES
(As a percentage of average daily subaccount value.)

You must choose the six-year or eight-year surrender charge schedule and one of the death benefit guarantees. The combination you choose determines the mortality and expense risk fee you pay. The table below shows the death benefit guarantees available to you and their cost. The variable account administrative charge is in addition to the mortality and expense risk fee.

	Mortality and	Variable account	Total variable
If you select a six-year surrender charge schedule and:	expense risk fee	administrative charge	account expense

ROP Death Benefit	1.50%	0.15%	1.65%

MAV Death Benefit	1.70	0.15	1.85

5% Accumulation Death Benefit	1.85	0.15	2.00

Enhanced Death Benefit	1.90	0.15	2.05

	Mortality and	Variable account	Total variable
If you select an eight-year surrender charge schedule and:	expense risk fee	administrative charge	account expense

ROP Death Benefit	1.25%	0.15%	1.40%

MAV Death Benefit	1.45	0.15	1.60

5% Accumulation Death Benefit	1.60	0.15	1.75

Enhanced Death Benefit	1.65	0.15	1.80

OTHER ANNUAL EXPENSES

Optional Death Benefits
If eligible, you may have selected an optional death benefit in addition to the ROP and MAV Death Benefits. The fees apply only if you have selected one of these benefits.

Benefit Protector® Death Benefit rider fee	0.25%

Benefit Protector® Plus Death Benefit rider fee	0.40%

(As a percentage of the contract value charged annually on the contract anniversary.)

Optional Living Benefits
If eligible, you may have selected one of the following optional living benefits, if available in your state. The fees apply only if you elected one of these benefits when you purchased your contract. Each optional living benefit requires participation in the PN program.

Accumulation Protector Benefit rider fee	Maximum: 1.75%	Current: 0.95%(1)

(Charged annually on the contract anniversary as a percentage of the contract value or the Minimum Contract Accumulation Value, whichever is greater.)

RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS 11

(1)	For contract applications signed prior to May 31, 2009 and for elective step ups or elective spousal continuation step ups received on or after April 29, 2013, the following charges apply:

	Initial annual rider fee	Current rider fee for
	and fee for elective step ups	elective step ups
For applications signed:	before 04/29/13	on or after 04/29/13

Prior to Jan. 26, 2009	0.55%	1.75%

Jan. 26, 2009 – May 31, 2009	0.80%	1.75%

For applications signed on or after Aug. 10, 2009 but prior to Nov. 30, 2009, subject to state availability, or in states where the Current Contract was not available:

SecureSource® 20 – Single life rider fee	Maximum: 2.00%	Current: 1.25%

SecureSource® 20 – Joint life rider fee	Maximum: 2.50%	Current: 1.55%

(Charged annually on the contract anniversary as a percentage of the contract value or the total Remaining Benefit Amount, whichever is greater.)

For applications signed on or after Jan. 26, 2009, but prior to Aug. 10, 2009, or in states where the Current Contract and SecureSource 20 were not available:

SecureSource® – Single life rider fee	Maximum: 2.00%	Current: 1.10%

SecureSource® – Joint life rider fee	Maximum: 2.50%	Current: 1.40%

(Charged annually on the contract anniversary as a percentage of the contract value or the total Remaining Benefit Amount, whichever is greater.)

For applications signed on or after June 1, 2008, but prior to Jan. 26, 2009:

SecureSource® – Single life rider fee	Maximum: 1.50%	Current: 0.75%

SecureSource® – Joint life rider fee	Maximum: 1.75%	Current: 0.95%

(Charged annually on the contract anniversary as a percentage of the contract value or the total Remaining Benefit Amount, whichever is greater.)

For applications signed prior to June 1, 2008:

SecureSource® – Single life rider fee	Maximum: 1.50%	Current: 0.65%

SecureSource® – Joint life rider fee	Maximum: 1.75%	Current: 0.85%

(Charged annually on the contract anniversary as a percentage of the contract value or the total Remaining Benefit Amount, whichever is greater.)

Guarantor Withdrawal Benefit for Life® rider fee	Maximum: 1.50%	Current: 0.65%

(Charged annually on the contract anniversary as a percentage of the contract value or the total Remaining Benefit Amount, whichever is greater.)

Guarantor® Withdrawal Benefit rider fee	Maximum: 1.50%	Current: 0.55%

(As a percentage of contract value charged annually on the contract anniversary.)

Income Assurer Benefit® – MAV rider fee	Maximum: 1.50%	Current: 0.30%(1)

Income Assurer Benefit® – 5% Accumulation Benefit Base rider fee	Maximum: 1.75%	Current: 0.60%(1)

Income Assurer Benefit® – Greater of MAV or 5% Accumulation Benefit Base rider fee	Maximum: 2.00%	Current: 0.65%(1)

(As a percentage of the guaranteed income benefit base charged annually on the contract anniversary.)

(1)	For applications signed prior to Oct. 7, 2004, the following current annual rider charges apply: Income Assurer Benefit – MAV — 0.55%, Income Assurer Benefit – 5% Accumulation Benefit Base — 0.70%; and Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base — 0.75%.

 12  RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS

ANNUAL OPERATING EXPENSES OF THE FUNDS
The next two tables describe the operating expenses of the funds that you may pay periodically during the time that you own the contract. These operating expenses are for the fiscal year ended Dec. 31, 2012, unless otherwise noted. The first table shows the minimum and maximum total operating expenses charged by the funds. The second table shows the total operating expenses charged by each fund. More detail concerning each fund’s fees and expenses is contained in the prospectus for each fund.

Minimum and maximum annual operating expenses for the funds

(Including management fee, distribution and/or service (12b-1) fees and other expenses)(1)

	Minimum	Maximum

Total expenses before fee waivers and/or expense reimbursements	0.45%	1.71%

(1)	Each fund deducts management fees and other expenses from fund assets. Fund assets include amounts you allocate to a particular fund. Funds may also charge 12b-1 fees that are used to finance any activity that is primarily intended to result in the sale of fund shares. Because 12b-1 fees are paid out of fund assets on an ongoing basis, you may pay more if you select subaccounts investing in funds that have adopted 12b-1 plans than if you select subaccounts investing in funds that have not adopted 12b-1 plans. The fund or the fund’s affiliates may pay us or our affiliates for promoting and supporting the offer, sale and servicing of fund shares. In addition, the fund’s distributor and/or investment adviser, transfer agent or their affiliates may pay us or our affiliates for various services we or our affiliates provide. The amount of these payments will vary by fund and may be significant. See “The Variable Account and the Funds” for additional information, including potential conflicts of interest these payments may create. For a more complete description of each fund’s fees and expenses and important disclosure regarding payments the fund and/or its affiliates make, please review the fund’s prospectus and SAI.

Total annual operating expenses for each fund*

(Before fee waivers and/or expense reimbursements, if applicable, as a percentage of average daily net assets)

				Acquired fund	Gross total
	Management	12b-1	Other	fees and	annual
Fund name**	fees	fees	expenses	expenses***	expenses

AllianceBernstein VPS Global Thematic Growth Portfolio (Class B)	0.75%	0.25%	0.24%	—%	1.24%

AllianceBernstein VPS Growth and Income Portfolio (Class B)	0.55	0.25	0.05	—	0.85

AllianceBernstein VPS International Value Portfolio (Class B)	0.75	0.25	0.06	—	1.06

American Century VP Inflation Protection, Class II	0.47	0.25	0.01	—	0.73

American Century VP Mid Cap Value, Class II	0.90	0.25	0.01	—	1.16

American Century VP Ultra®, Class II	0.90	0.25	0.01	—	1.16

American Century VP Value, Class II	0.88	0.25	—	—	1.13

ClearBridge Variable Small Cap Growth Portfolio – Class I**	0.75	—	0.11	—	0.86

Columbia Variable Portfolio – Cash Management Fund (Class 3)	0.33	0.13	0.14	—	0.60	(1)

Columbia Variable Portfolio – Diversified Bond Fund (Class 3)	0.41	0.13	0.13	—	0.67

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3)**	0.57	0.13	0.12	—	0.82

Columbia Variable Portfolio – Emerging Markets Fund (Class 3)**	1.07	0.13	0.22	—	1.42	(1)

Columbia Variable Portfolio – High Yield Bond Fund (Class 3)	0.58	0.13	0.17	—	0.88	(1)

Columbia Variable Portfolio – Income Opportunities Fund (Class 2)	0.57	0.25	0.14	—	0.96

Columbia Variable Portfolio – Income Opportunities Fund (Class 3)	0.57	0.13	0.14	—	0.84

Columbia Variable Portfolio – International Opportunity Fund (Class 3)	0.79	0.13	0.20	—	1.12

Columbia Variable Portfolio – Large Cap Growth Fund (Class 3)	0.71	0.13	0.17	—	1.01	(1)

Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3)**	0.66	0.13	0.14	0.01	0.94

Columbia Variable Portfolio – Marsico Growth Fund (Class 1)	0.77	—	0.11	—	0.88	(1),(2)

Columbia Variable Portfolio – Marsico International Opportunities Fund (Class 2)	0.87	0.25	0.17	—	1.29	(1),(2)

Columbia Variable Portfolio – Mid Cap Growth Opportunity Fund (Class 3)	0.76	0.13	0.17	—	1.06	(1)

Columbia Variable Portfolio – Mid Cap Value Opportunity Fund (Class 3)	0.74	0.13	0.14	—	1.01	(1)

Columbia Variable Portfolio – S&P 500 Index Fund (Class 3)	0.10	0.13	0.22	—	0.45

Columbia Variable Portfolio – Small Cap Value Fund (Class 2)	0.87	0.25	0.13	—	1.25	(1)

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 3)**	0.36	0.13	0.14	—	0.63

Credit Suisse Trust – Commodity Return Strategy Portfolio	0.50	0.25	0.59	—	1.34	(3)

Dreyfus Investment Portfolios Technology Growth Portfolio, Service Shares	0.75	0.25	0.08	—	1.08

Dreyfus Variable Investment Fund Appreciation Portfolio, Service Shares	0.75	0.25	0.06	—	1.06

RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS 13

Total annual operating expenses for each fund* (continued)

(Before fee waivers and/or expense reimbursements, if applicable, as a percentage of average daily net assets)

				Acquired fund	Gross total
	Management	12b-1	Other	fees and	annual
Fund name**	fees	fees	expenses	expenses***	expenses

Dreyfus Variable Investment Fund International Equity Portfolio, Service Shares	0.75%	0.25%	0.31%	—%	1.31%

Dreyfus Variable Investment Fund International Value Portfolio, Service Shares	1.00	0.25	0.28	—	1.53

Eaton Vance VT Floating-Rate Income Fund	0.58	0.50	0.10	—	1.18

Fidelity® VIP Contrafund® Portfolio Service Class 2	0.56	0.25	0.08	—	0.89

Fidelity® VIP Investment Grade Bond Portfolio Service Class 2	0.31	0.25	0.11	—	0.67

Fidelity® VIP Mid Cap Portfolio Service Class 2	0.56	0.25	0.09	—	0.90

Fidelity® VIP Overseas Portfolio Service Class 2	0.71	0.25	0.14	—	1.10

FTVIPT Franklin Global Real Estate Securities Fund – Class 2	0.80	0.25	0.31	—	1.36

FTVIPT Franklin Income Securities Fund – Class 2	0.45	0.25	0.02	—	0.72

FTVIPT Templeton Global Bond Securities Fund – Class 2	0.46	0.25	0.09	—	0.80

FTVIPT Templeton Growth Securities Fund – Class 2	0.74	0.25	0.04	—	1.03

Goldman Sachs VIT Mid Cap Value Fund – Institutional Shares	0.80	—	0.07	—	0.87	(4)

Goldman Sachs VIT Structured U.S. Equity Fund – Institutional Shares	0.62	—	0.10	—	0.72	(5)

Invesco V.I. American Franchise Fund, Series II Shares**	0.68	0.25	0.30	—	1.23	(6)

Invesco V.I. Comstock Fund, Series II Shares**	0.56	0.25	0.29	—	1.10	(6)

Invesco V.I. Global Health Care Fund, Series II Shares	0.75	0.25	0.38	—	1.38

Invesco V.I. International Growth Fund, Series II Shares	0.71	0.25	0.30	—	1.26

Invesco V.I. Mid Cap Growth Fund, Series II Shares**	0.75	0.25	0.37	—	1.37	(6)

Janus Aspen Series Janus Portfolio: Service Shares	0.48	0.25	0.05	—	0.78

MFS® Total Return Series – Service Class	0.75	0.25	0.05	—	1.05	(7)

MFS® Utilities Series – Service Class	0.74	0.25	0.08	—	1.07

Morgan Stanley UIF Global Real Estate Portfolio, Class II Shares	0.85	0.35	0.51	—	1.71	(8)

Morgan Stanley UIF Mid Cap Growth Portfolio, Class II Shares	0.75	0.35	0.31	—	1.41	(8)

Oppenheimer Capital Appreciation Fund/VA, Service Shares	0.69	0.25	0.12	—	1.06	(9)

Oppenheimer Global Fund/VA, Service Shares**	0.63	0.25	0.13	—	1.01

Oppenheimer Global Strategic Income Fund/VA, Service Shares	0.58	0.25	0.14	0.06	1.03	(10)

Oppenheimer Main Street Small Cap Fund®/VA, Service Shares**	0.69	0.25	0.14	—	1.08	(9)

PIMCO VIT All Asset Portfolio, Advisor Class	0.43	0.25	—	0.75	1.43	(11)

Putnam VT Global Health Care Fund – Class IB Shares	0.64	0.25	0.20	—	1.09

Putnam VT Small Cap Value Fund – Class IB Shares	0.64	0.25	0.17	0.09	1.15

Variable Portfolio – Aggressive Portfolio (Class 2)	—	0.25	0.02	0.80	1.07

Variable Portfolio – Aggressive Portfolio (Class 4)	—	0.25	0.02	0.80	1.07

Variable Portfolio – BlackRock Global Inflation-Protected Securities Fund (Class 3)**	0.42	0.13	0.13	—	0.68

Variable Portfolio – Conservative Portfolio (Class 2)	—	0.25	0.02	0.61	0.88

Variable Portfolio – Conservative Portfolio (Class 4)	—	0.25	0.02	0.61	0.88

Variable Portfolio – Moderate Portfolio (Class 2)	—	0.25	0.02	0.72	0.99

Variable Portfolio – Moderate Portfolio (Class 4)	—	0.25	0.02	0.72	0.99

Variable Portfolio – Moderately Aggressive Portfolio (Class 2)	—	0.25	0.02	0.76	1.03

Variable Portfolio – Moderately Aggressive Portfolio (Class 4)	—	0.25	0.02	0.76	1.03

Variable Portfolio – Moderately Conservative Portfolio (Class 2)	—	0.25	0.02	0.67	0.94

Variable Portfolio – Moderately Conservative Portfolio (Class 4)	—	0.25	0.02	0.67	0.94

Variable Portfolio – Partners Small Cap Value Fund (Class 3)	0.91	0.13	0.15	0.01	1.20	(1)

Variable Portfolio – Sit Dividend Growth Fund (Class 3)**	0.71	0.13	0.13	—	0.97	(1)

Variable Portfolio – Victory Established Value Fund (Class 3)**	0.77	0.13	0.13	—	1.03	(1)

 14  RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS

Total annual operating expenses for each fund* (continued)

(Before fee waivers and/or expense reimbursements, if applicable, as a percentage of average daily net assets)

				Acquired fund	Gross total
	Management	12b-1	Other	fees and	annual
Fund name**	fees	fees	expenses	expenses***	expenses

Wanger International	0.91%	—%	0.16%	—%	1.07%

Wanger USA	0.86	—	0.10	—	0.96

Wells Fargo Advantage VT Index Asset Allocation Fund – Class 2	0.55	0.25	0.33	—	1.13	(12)

Wells Fargo Advantage VT International Equity Fund – Class 2	0.75	0.25	0.23	0.01	1.24	(12)

Wells Fargo Advantage VT Intrinsic Value Fund – Class 2	0.55	0.25	0.34	0.01	1.15	(12)

Wells Fargo Advantage VT Omega Growth Fund – Class 2	0.55	0.25	0.25	—	1.05	(12)

Wells Fargo Advantage VT Opportunity Fund – Class 2	0.65	0.25	0.20	0.01	1.11	(12)

Wells Fargo Advantage VT Small Cap Growth Fund – Class 2	0.75	0.25	0.19	0.01	1.20

Wells Fargo Advantage VT Total Return Bond Fund – Class 2	0.40	0.25	0.29	0.01	0.95	(12)

*	The Funds provided the information on their expenses and we have not independently verified the information.

**	The previous fund names can be found in “The Variable Account and the Funds” section of the prospectus.

***	Includes fees and expenses incurred indirectly by the Fund as a result of its investment in other investment companies (also referred to as acquired funds).

(1)	Columbia Management Investment Advisers, LLC and certain of its affiliates have contractually agreed to waive and/or to reimburse expenses (excluding certain fees and expenses, such as transaction costs and certain other investment related expenses, interest, taxes, acquired fund fees and expenses, and extraordinary expenses) until April 30, 2014, unless sooner terminated at the sole discretion of the Fund’s Board of Trustees. Under this agreement, the Fund’s net operating expenses, subject to applicable exclusions, will not exceed the annual rate of 0.575% for Columbia Variable Portfolio – Cash Management Fund (Class 3), 1.375% for Columbia Variable Portfolio – Emerging Markets Fund (Class 3), 0.845% for Columbia Variable Portfolio – High Yield Bond Fund (Class 3), 0.915% for Columbia Variable Portfolio – Large Cap Growth Fund (Class 3), 0.79% for Columbia Variable Portfolio – Marsico Growth Fund (Class 1), 1.18% for Columbia Variable Portfolio – Marsico International Opportunities Fund (Class 2), 0.995% for Columbia Variable Portfolio – Mid Cap Growth Opportunity Fund (Class 3), 0.995% for Columbia Variable Portfolio – Mid Cap Value Opportunity Fund (Class 3), 1.03% for Columbia Variable Portfolio – Small Cap Value Fund (Class 2), 1.005% for Variable Portfolio – Partners Small Cap Value Fund (Class 3), 0.895% for Variable Portfolio – Sit Dividend Growth Fund (Class 3) and 1.015% for Variable Portfolio – Victory Established Value Fund (Class 3).

(2)	Management fees have been restated to reflect contractual changes to the investment advisory and/or administrative fee rates.

(3)	Credit Suisse will waive fees and reimburse expenses so that the Portfolio’s annual operating expenses will not exceed 1.05% of the Portfolio’s average daily net assets. Waivers and expense reimbursements or credits are voluntary and may be discontinued at any time.

(4)	The Investment Adviser agreed to waive a portion of its management fee in order to achieve an effective net management rate of 0.77%. Other expenses include transfer agency fees equal on an annualized basis to 0.02% of the average daily net assets of the Fund’s Institutional Shares, plus all other ordinary expenses not detailed above. The Investment Adviser has voluntarily agreed to reduce or limit other expenses (excluding management fees, distribution and service fees, transfer agent fees and expenses, taxes, interest, brokerage fees and litigation, indemnification, shareholder meetings and other extraordinary expenses, exclusive of any custody and transfer agent fee credit reductions) to the extent such expenses exceed, on an annual basis, 0.054% of the average daily net assets of the Fund. These arrangements will remain in effect through at least April 29, 2014 and prior to such date the Investment Adviser may not terminate the arrangement without the approval of the trustees. After fee waivers and reimbursements, net expenses would be 0.84%.

(5)	Other expenses include transfer agency fees equal on an annualized basis to 0.02% of the average daily net assets of the Fund’s Institutional Shares, plus all other ordinary expenses not detailed above. The Investment Adviser has voluntarily agreed to reduce or limit other expenses (excluding management fees, distribution and service fees, transfer agent fees and expenses, taxes, interest, brokerage fees and litigation, indemnification, shareholder meetings and other extraordinary expenses, exclusive of any custody and transfer agent fee credit reductions) to the extent such expenses exceed, on an annual basis, 0.004% of the average daily net assets of the Fund. These arrangements will remain in effect through at least April 29, 2014 and prior to such date the Investment Adviser may not terminate the arrangement without the approval of the trustees. After fee waivers and reimbursements, net expenses would be 0.64%.

(6)	The Adviser has contractually agreed, through at least June 30, 2014, to waive advisory fees and/or reimburse expenses of Series II shares to the extent necessary to limit total annual fund operating expenses after fee waivers and/or expense reimbursements (excluding interest, taxes, dividend expense on short sales, extraordinary or non-routine items, including litigation expenses and expenses that the Fund has incurred but did not actually pay because of an expense offset arrangement) of Series II shares to 1.15% for Invesco V.I. American Franchise Fund, Series II Shares, 1.03% for Invesco V.I. Comstock Fund, Series II Shares and 1.34% for Invesco V.I. Mid Cap Growth Fund, Series II Shares of average daily net assets. Acquired fund fees and expenses are also excluded in determining such obligation, if applicable. Unless the Board of Trustees and Invesco Advisers, Inc. mutually agree to amend or continue the fee waiver agreement, it will terminate on June 30, 2014.

(7)	Massachusetts Financial Services Company has agreed in writing to reduce its management fee to 0.70% of the fund’s average daily net assets annually in excess of $1 billion and 0.65% of the fund’s average daily net assets annually in excess of $2.5 billion to $3 billion. This written agreement will remain in effect until modified by the fund’s Board of Trustees, but such agreement will continue until at least April 30, 2014. After fee waivers, net expenses would be 1.02%.

(8)	The Portfolios’ Adviser, Morgan Stanley Investment Management Inc., has agreed to reduce its advisory fee and/or reimburse the Portfolio so that total annual portfolio operating expenses, excluding certain investment related expenses, taxes, interest and other extraordinary expenses (including litigation), will not exceed 1.40% for Morgan Stanley UIF Global Real Estate Portfolio, Class II Shares and 1.15% for Morgan Stanley UIF Mid Cap Growth Portfolio, Class II Shares. In addition, the Portfolios’ Distributor, Morgan Stanley Distribution Inc., has agreed to waive 0.10% for Morgan Stanley UIF Global Real Estate Portfolio, Class II Shares and 0.25% for Morgan Stanley UIF Mid Cap Growth Portfolio, Class II Shares of the 0.35% 12b-1 fee that it may receive. These fee waivers and/or expense reimbursements will continue for at least one year or until such time as the Fund’s Board of Directors acts to discontinue all or a portion of such waivers and/or reimbursements when it deems that such action is appropriate.

(9)	The Manager has voluntarily agreed to limit the Fund’s expenses after payments, waivers and/or reimbursements and reduction to custodian expenses, excluding expenses incurred directly or indirectly by the Fund as a result of investments in other investment companies, wholly-owned subsidiaries and pooled investment vehicles; so that those expenses, as percentages of daily net assets, will not exceed the annual rate of 1.05% for Oppenheimer Capital Appreciation Fund/VA, Service Shares and 1.05% for Oppenheimer Main Street Small Cap Fund®/VA, Service Shares.

RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS 15

(10)	The Manager has contractually agreed to waive fees and/or reimburse Fund expenses in an amount equal to the indirect management fees incurred through the Fund’s investments in Oppenheimer Institutional Money Market Fund, Oppenheimer Short Duration Fund and the Master Funds. This fee waiver and/or expenses reimbursement may not be amended or withdrawn for one year from the date of the Fund’s prospectus, unless approved by the board. After fee waivers, net expenses would be 0.97%.

(11)	PIMCO has contractually agreed, through May 1, 2014, to reduce its advisory fee to the extent that the Underlying PIMCO Fund Expenses attributable to advisory and supervisory and administrative fees exceed 0.64% of the total assets invested in Underlying PIMCO Funds. PIMCO may recoup these waivers in future periods, not exceeding three years, provided total expenses, including such recoupment, do not exceed the annual expense limit. The fee reduction is implemented based on a calculation of Underlying PIMCO Fund Expenses attributable to advisory and supervisory and administrative fees that is different from the calculation of Acquired Fund Fees and Expenses listed in the table above. After fee waivers, net expenses would be 1.34%.

(12)	The Adviser has committed through April 30, 2014 to waive fees and/or reimburse expenses to the extent necessary to cap the Fund’s total annual fund operating expenses after fee waiver at 1.00% for Wells Fargo Advantage VT Index Asset Allocation Fund – Class 2, 0.94% for Wells Fargo Advantage VT International Equity Fund – Class 2, 1.00% for Wells Fargo Advantage VT Intrinsic Value Fund – Class 2, 1.00% for Wells Fargo Advantage VT Omega Growth Fund – Class 2, 1.00% for Wells Fargo Advantage VT Opportunity Fund – Class 2 and 0.90% for Wells Fargo Advantage VT Total Return Bond Fund – Class 2. Brokerage commissions, stamp duty fees, interest, taxes, acquired fund fees and expenses and extraordinary expenses are excluded from the cap. After this time, the cap may be increased or the commitment to maintain the cap may be terminated only with the approval of the Board of Trustees.

 16  RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS

Examples
These examples are intended to help you compare the cost of investing in these contracts with the cost of investing in other variable annuity contracts. These costs include your transaction expenses, contract administrative charges, variable account annual expenses and fund fees and expenses.

These examples assume that you invest $10,000 in the contract for the time periods indicated. These examples also assume that your investment has a 5% return each year.

Current Contract:
(applications signed on or after Nov. 30, 2009, subject to state availability)

Maximum Expenses. These examples assume the most expensive combination of contract features and benefits and the maximum fees and expenses of any of the funds offered before fee waivers and/or expense reimbursements. They assume that you select the MAV Death Benefit, the SecureSource Stages 2 – Joint Life rider and the Benefit Protector Plus Death Benefit.(1),(4) Although your actual costs may be lower, based on the assumptions your costs would be:

					If you do not surrender your contract
					or if you select an annuity payout plan
	If you surrender your contract at the end of the applicable time period:				at the end of the applicable time period:
	1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years

Eight-year surrender charge schedule	$1,384	$2,688	$3,789	$6,339	$664	$1,965	$3,245	$6,339

Six-year surrender charge schedule	1,408	2,761	3,722	6,533	688	2,038	3,359	6,533

Minimum Expenses. These examples assume the least expensive combination of contract features and benefits and the minimum fees and expenses of any of the funds before fee waivers and/or expense reimbursements. They assume that you select the ROPP Death Benefit and do not select any optional benefits.(3) Although your actual costs may be higher, based on these assumptions your costs would be:

					If you do not surrender your contract
					or if you select an annuity payout plan
	If you surrender your contract at the end of the applicable time period:				at the end of the applicable time period:
	1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years

Eight-year surrender charge schedule	$971	$1,487	$1,801	$2,547	$230	$704	$1,201	$2,547

Six-year surrender charge schedule	995	1,558	1,730	2,809	255	782	1,330	2,809

Original Contract(2):
(applications signed prior to Nov. 30, 2009 or in states where the Current Contract was not available)

Maximum Expenses. These examples assume the most expensive combination of contract features and benefits and the maximum fees and expenses of any of the funds offered on or after May 1, 2007 before fee waivers and/or expense reimbursements. They assume that you select the MAV Death Benefit, the SecureSource – Joint Life rider or SecureSource 20 – Joint Life rider and the Benefit Protector Plus Death Benefit.(3),(4) Although your actual costs may be lower, based on the assumptions your costs would be:

					If you do not surrender your contract
					or if you select an annuity payout plan
	If you surrender your contract at the end of the applicable time period:				at the end of the applicable time period:
	1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years

Eight-year surrender charge schedule	$1,394	$2,718	$4,018	$6,426	$674	$1,995	$3,292	$6,426

Six-year surrender charge schedule	1,419	2,790	3,769	6,620	699	2,067	3,406	6,620

Minimum Expenses. These examples assume the least expensive combination of contract features and benefits and the minimum fees and expenses of any of the funds before fee waivers and/or expense reimbursements. They assume that you select the ROP Death Benefit and do not select any optional benefits.(3) Although your actual costs may be higher, based on these assumptions your costs would be:

					If you do not surrender your contract
					or if you select an annuity payout plan
	If you surrender your contract at the end of the applicable time period:				at the end of the applicable time period:
	1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years

Eight-year surrender charge schedule	$971	$1,487	$2,001	$2,547	$230	$704	$1,201	$2,547

Six-year surrender charge schedule	995	1,558	1,730	2,809	255	782	1,330	2,809

(1)	In these examples, the contract administrative charge is $50.
(2)	For the Original Contract in Alaska, Arizona, Colorado, Connecticut, Florida, Georgia, Illinois, Michigan, Mississippi, New Jersey, Oregon, Pennsylvania, Utah and Washington contract holders, your expenses would be slightly lower due to the modified eight-year surrender charge schedule.

RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS 17

(3)	In these examples, the contract administrative charge is $40.
(4)	Because these examples are intended to illustrate the most expensive combination of contract features, the maximum annual fee for each optional rider is reflected rather than the fee that is currently being charged.

THE EXAMPLES ARE ILLUSTRATIVE ONLY. YOU SHOULD NOT CONSIDER THESE EXAMPLES AS A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES WILL BE HIGHER OR LOWER THAN THOSE SHOWN DEPENDING UPON WHICH OPTIONAL BENEFIT YOU ELECT OTHER THAN INDICATED IN THE EXAMPLES OR IF YOU ALLOCATE CONTRACT VALUE TO ANY OTHER AVAILABLE SUBACCOUNTS.

 18  RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS

Condensed Financial Information

You can find unaudited condensed financial information for the subaccounts representing the lowest and highest total annual variable account expense combinations in Appendix P.

Financial Statements

You can find our audited financial statements and the audited financial statements of the divisions, which are comprised of subaccounts, in the SAI. The SAI does not include audited financial statements for divisions that are new (if any) and have no activity as of the financial statements date.

The Variable Account and the Funds

Variable Account. The variable account was established under Indiana law on July 15, 1987, and the subaccounts are registered together as a single unit investment trust under the Investment Company Act of 1940 (the 1940 Act). This registration does not involve any supervision of our management or investment practices and policies by the SEC. All obligations arising under the contracts are general obligations of RiverSource Life.

The variable account meets the definition of a separate account under federal securities laws. We credit or charge income, capital gains and capital losses of each subaccount only to that subaccount. State insurance law prohibits us from charging a subaccount with liabilities of any other subaccount or of our general business. The variable account includes other subaccounts that are available under contracts that are not described in this prospectus.

Although the IRS has issued some guidance on investor control, the U.S. Treasury and the IRS may continue to examine this aspect of variable contracts and provide additional guidance on investor control. At this time, we do not know what the additional guidance will be or when action will be taken. We reserve the right to modify the contract, as necessary, so that the owner will not be subject to current taxation as the owner of the subaccount assets.

We intend to comply with all federal tax laws so that the contract continues to qualify as an annuity for federal income tax purposes. We reserve the right to modify the contract as necessary to comply with any new tax laws.

The Funds. This contract currently offers subaccounts investing in shares of the funds listed in the table below.

•	Investment objectives: The investment managers and advisers cannot guarantee that the funds will meet their investment objectives. Please read the funds’ prospectuses for facts you should know before investing. These prospectuses are available by contacting us at the address or telephone number on the first page of this prospectus.

•	Fund name and management: A fund underlying your contract in which a subaccount invests may have a name, portfolio manager, objectives, strategies and characteristics that are the same or substantially similar to those of a publicly-traded retail mutual fund. Despite these similarities, an underlying fund is not the same as any publicly-traded retail mutual fund. Each underlying fund will have its own unique portfolio holdings, fees, operating expenses and operating results. The results of each underlying fund may differ significantly from any publicly-traded retail mutual fund.

•	Eligible purchasers: All funds are available to serve as the underlying investments for variable annuities and variable life insurance policies. The funds are not available to the public (see “Fund Name and Management” above). Some funds also are available to serve as investment options for tax-deferred retirement plans. It is possible that in the future for tax, regulatory or other reasons, it may be disadvantageous for variable annuity accounts and variable life insurance accounts and/or tax-deferred retirement plans to invest in the available funds simultaneously. Although we and the funds’ providers do not currently foresee any such disadvantages, the boards of directors or trustees of each fund will monitor events in order to identify any material conflicts between annuity owners, policy owners and tax-deferred retirement plans and to determine what action, if any, should be taken in response to a conflict. If a board were to conclude that it should establish separate fund providers for the variable annuity, variable life insurance and tax-deferred retirement plan accounts, you would not bear any expenses associated with establishing separate funds. Please refer to the funds’ prospectuses for risk disclosure regarding simultaneous investments by variable annuity, variable life insurance and tax-deferred retirement plan accounts. Each fund intends to comply with the diversification requirements under Section 817(h) of the Code.

•	Private label: This contract is a “private label” variable annuity. This means the contract includes funds affiliated with the distributor of this contract. Purchase payments and contract values you allocate to subaccounts investing in any of the Wells Fargo Variable Trust funds available under this contract are generally more profitable for the distributor and its affiliates than allocations you make to other subaccounts. In contrast, purchase payments and contract values you allocate to subaccounts investing in any of the affiliated funds are generally more profitable for us and our affiliates. (See “Revenue we receive from the funds may create potential conflicts of interest.”) These relationships may influence recommendations your

RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS 19

investment professional makes regarding whether you should invest in the contract, and whether you should allocate purchase payments or contract values to a particular subaccount.

•	Asset allocation programs may impact fund performance: Asset allocation programs in general may negatively impact the performance of an underlying fund. Even if you do not participate in an asset allocation program, a fund in which your subaccount invests may be impacted if it is included in an asset allocation program. Rebalancing or reallocation under the terms of the asset allocation program may cause a fund to lose money if it must sell large amounts of securities to meet a redemption request. These losses can be greater if the fund holds securities that are not as liquid as others, for example, various types of bonds, shares of smaller companies and securities of foreign issuers. A fund may also experience higher expenses because it must sell or buy securities more frequently than it otherwise might in the absence of asset allocation program rebalancing or reallocations. Because asset allocation programs include periodic rebalancing and may also include reallocation, these effects may occur under the asset allocation program we offer (see “Making the Most of Your Contract — Portfolio Navigator Program”) or under asset allocation programs used in conjunction with the contracts and plans of other eligible purchasers of the funds.

•	Funds available under the contract: We seek to provide a broad array of underlying funds taking into account the fees and charges imposed by each fund and the contract charges we impose. We select the underlying funds in which the subaccounts initially invest and when there is substitution (see “Substitution of Investments”). We also make all decisions regarding which funds to retain in a contract, which funds to add to a contract and which funds will no longer be offered in a contract. In making these decisions, we may consider various objective and subjective factors. Objective factors include, but are not limited to fund performance, fund expenses, classes of fund shares available, size of the fund and investment objectives and investing style of the fund. Subjective factors include, but are not limited to, investment sub-styles and process, management skill and history at other funds and portfolio concentration and sector weightings. We also consider the levels and types of revenue a fund, its distributor, investment adviser, subadviser, transfer agent or their affiliates pay us and our affiliates. This revenue includes, but is not limited to compensation for administrative services provided with respect to the fund and support of marketing and distribution expenses incurred with respect to the fund.

•	Revenue we receive from the funds may create potential conflicts of interest: We or our affiliates receive from each of the funds, or the funds’ affiliates, varying levels and types of revenue including but not limited to expense payments and non-cash compensation. The amount of this revenue and how it is computed varies by fund, may be significant and may create potential conflicts of interest. The greatest amount and percentage of revenue we and our affiliates receive comes from assets allocated to subaccounts investing in the funds that are managed by our affiliates Columbia Management Investment Advisers, LLC (Columbia Management Investment Advisers) or Columbia Wanger Asset Management, LLC (Columbia Wanger Asset Management) (affiliated funds). Employee compensation and operating goals at all levels are tied to the success of Ameriprise Financial, Inc. and its affiliates, including us. Certain employees may receive higher compensation and other benefits based, in part, on contract values that are invested in the affiliated funds. We or our affiliates receive revenue which ranges up to 0.69% of the average daily net assets invested in the underlying funds through this and other contracts we and our affiliate issue. We or our affiliates may also receive revenue which ranges up to 0.04% of aggregate, net or anticipated sales of underlying funds through this and other contracts we and our affiliate issue. Please see the SAI for a table that ranks the underlying funds according to total dollar amounts they and their affiliates paid us or our affiliates in the prior calendar year.

Expense payments, non-cash compensation and other forms of revenue may influence recommendations your investment professional makes regarding whether you should invest in one of these contracts and whether you should allocate purchase payments or contract value to a subaccount that invests in a particular fund (see “About the Service Providers”).

The revenue we or our affiliates receive from a fund or its affiliates is in addition to revenue we receive from the charges you pay when buying, owning and surrendering from the contract (see “Expense Summary”). However, the revenue we or our affiliates receive from a fund or its affiliates may come, at least in part, from the fund’s fees and expenses you pay indirectly when you allocate contract value to the subaccount that invests in that fund.

•	Why revenues are paid to us: In accordance with applicable laws, regulations and the terms of the agreements under which such revenue is paid, we or our affiliates may receive these revenues including, but not limited to expense payments and non-cash compensation for various purposes:

•	Compensating, training and educating investment professionals who sell the contracts.

•	Granting access to our employees whose job it is to promote sales of the contracts by authorized selling firms and their investment professionals, and granting access to investment professionals of our affiliated selling firms.

•	Activities or services we or our affiliates provide that assist in the promotion and distribution of the contracts including promoting the funds available under the contracts to prospective and existing contract owners, authorized selling firms and investment professionals.

 20  RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS

•	Providing sub-transfer agency and shareholder servicing to contract owners.

•	Promoting, including and/or retaining the fund’s investment portfolios as underlying investment options in the contracts.

•	Advertising, printing and mailing sales literature, and printing and distributing prospectuses and reports.

•	Furnishing personal services to contract owners, including education of contract owners, answering routine inquiries regarding a fund, maintaining accounts or providing such other services eligible for service fees as defined under the rules of the Financial Industry Regulatory Authority (FINRA).

•	Subaccounting, transaction processing, recordkeeping and administration.

•	Sources of revenue received from affiliated funds: The affiliated funds are managed by Columbia Management Investment Advisers or Columbia Wanger Asset Management. The sources of revenue we receive from these affiliated funds, or from affiliates of these funds, may include, but are not necessarily limited to, the following:

•	Assets of the fund’s adviser and transfer agent or an affiliate. The revenue resulting from these sources may be based either on a percentage of average daily net assets of the fund or on the actual cost of certain services we provide with respect to the fund. We may receive this revenue either in the form of a cash payment or it may be allocated to us.

•	Compensation paid out of 12b-1 fees that are deducted from fund assets and disclosed in the “12b-1 fees” column of the “Annual Operating Expenses of the Funds” table.

•	Sources of revenue received from unaffiliated funds: The unaffiliated funds are not managed by an affiliate of ours. The sources of revenue we receive from these unaffiliated funds, or the funds’ affiliates, may include, but are not necessarily limited to, the following:

•	Assets of the fund’s adviser, subadviser, transfer agent or an affiliate of these and assets of the fund’s distributor or an affiliate. The revenue resulting from these sources usually is based on a percentage of average daily net assets of the fund but there may be other types of payment arrangements.

•	Compensation paid out of 12b-1 fees that are deducted from fund assets and disclosed in the “12b-1 fees” column of the “Annual Operating Expenses of the Funds” table.

RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS 21

Unless the PN program is in effect, you may allocate payments and transfers to any or all of the subaccounts of the variable account that invest in shares of the following funds:

	Available under	Available under
	contracts with	contracts with
	applications signed	applications signed
	on or after May 1,	prior to May 1,
Investing In	2007	2007	Investment Objective and Policies	Investment Adviser
AllianceBernstein VPS Global Thematic Growth Portfolio (Class B)	Y	Y	Seeks long-term growth of capital.	AllianceBernstein L.P.

AllianceBernstein VPS Growth and Income Portfolio (Class B)	Y	Y	Seeks long-term growth of capital.	AllianceBernstein L.P.

AllianceBernstein VPS International Value Portfolio (Class B)	Y	Y	Seeks long-term growth of capital.	AllianceBernstein L.P.

American Century VP Inflation Protection, Class II	Y	Y	Seeks long-term total return using a strategy that seeks to protect against U.S. inflation.	American Century Investment Management, Inc.

American Century VP Mid Cap Value, Class II	Y	Y	Seeks long-term capital growth. Income is a secondary objective.	American Century Investment Management, Inc.

American Century VP Ultra®, Class II	Y	Y	Seeks long-term capital growth.	American Century Investment Management, Inc.

American Century VP Value, Class II	Y	Y	Seeks long-term capital growth. Income is a secondary objective.	American Century Investment Management, Inc.

ClearBridge Variable Small Cap Growth Portfolio – Class I (previously Legg Mason ClearBridge – Variable Small Cap Growth Portfolio – Class I)	Y	Y	Seeks long-term growth of capital.	Legg Mason Partners Fund Advisor, LLC, adviser; Western Asset Management Company & Western Asset Management Company Limited, subadviser.

Columbia Variable Portfolio – Cash Management Fund (Class 3)	Y	Y	Seeks maximum current income consistent with liquidity and stability of principal.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Diversified Bond Fund (Class 3)	Y	Y	Seeks high level of current income while attempting to conserve the value of the investment for the longest period of time.	Columbia Management Investment Advisers, LLC

 22  RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS

	Available under	Available under
	contracts with	contracts with
	applications signed	applications signed
	on or after May 1,	prior to May 1,
Investing In	2007	2007	Investment Objective and Policies	Investment Adviser
Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3) (previously Columbia Variable Portfolio – Diversified Equity Income Fund (Class 3))	Y	Y	Seeks high level of current income and, as a secondary goal, steady growth of capital.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Emerging Markets Fund (Class 3) (previously Columbia Variable Portfolio – Emerging Markets Opportunity Fund (Class 3))	Y	Y	Seeks long-term capital growth.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – High Yield Bond Fund (Class 3)	Y	Y	Seeks high current income, with capital growth as a secondary objective.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Income Opportunities Fund (Class 2)	Y	Y	Seeks high total return through current income and capital appreciation.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Income Opportunities Fund (Class 3)	Y	Y	Seeks high total return through current income and capital appreciation.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – International Opportunity Fund (Class 3)	Y	Y	Seeks capital appreciation.	Columbia Management Investment Advisers, LLC, adviser; Threadneedle International Limited, an indirect wholly-owned subsidiary of Ameriprise Financial, sub-adviser.

Columbia Variable Portfolio – Large Cap Growth Fund (Class 3)	Y	Y	Seeks long-term capital growth.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3) (previously Columbia Variable Portfolio – Dynamic Equity Fund (Class 3))	Y	Y	Seeks capital appreciation.	Columbia Management Investment Advisers, LLC

RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS 23

	Available under	Available under
	contracts with	contracts with
	applications signed	applications signed
	on or after May 1,	prior to May 1,
Investing In	2007	2007	Investment Objective and Policies	Investment Adviser
Columbia Variable Portfolio – Marsico Growth Fund (Class 1)	Y	Y	Seeks long-term growth of capital.	Columbia Management Investment Advisers, LLC, adviser; Marsico Capital Management, LLC, subadviser.

Columbia Variable Portfolio – Marsico International Opportunities Fund (Class 2)	Y	Y	Seeks long-term growth of capital.	Columbia Management Investment Advisers, LLC, adviser; Marsico Capital Management, LLC, subadviser.

Columbia Variable Portfolio – Mid Cap Growth Opportunity Fund (Class 3)	N	Y	Seeks growth of capital.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Mid Cap Value Opportunity Fund (Class 3)	Y	Y	Seeks long-term growth of capital.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – S&P 500 Index Fund (Class 3)	Y	Y	Seeks long-term capital appreciation.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – Small Cap Value Fund (Class 2)	Y	Y	Seeks long-term capital appreciation.	Columbia Management Investment Advisers, LLC

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 3) (previously Columbia Variable Portfolio – Short Duration U.S. Government Fund (Class 3))	Y	Y	Seeks high level of current income and safety of principal consistent with investment in U.S. government and government agency securities.	Columbia Management Investment Advisers, LLC

Credit Suisse Trust – Commodity Return Strategy Portfolio	Y	Y	The fund is designed to achieve positive total return relative to the performance of the Dow Jones-UBS Commodity Index Total Return (“DJ-UBS”).	Credit Suisse Asset Management, LLC

Dreyfus Investment Portfolios Technology Growth Portfolio, Service Shares	N	Y	Seeks capital appreciation.	The Dreyfus Corporation

Dreyfus Variable Investment Fund Appreciation Portfolio, Service Shares	N	Y	Seeks long-term capital growth consistent with the preservation of capital.	The Dreyfus Corporation, adviser; Fayez Sarofim & Co., sub-adviser.

 24  RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS

	Available under	Available under
	contracts with	contracts with
	applications signed	applications signed
	on or after May 1,	prior to May 1,
Investing In	2007	2007	Investment Objective and Policies	Investment Adviser
Dreyfus Variable Investment Fund International Equity Portfolio, Service Shares	Y	Y	Seeks capital growth.	The Dreyfus Corporation, adviser; Newton Capital Management Limited, sub-adviser

Dreyfus Variable Investment Fund International Value Portfolio, Service Shares	Y	Y	Seeks long-term capital growth.	The Dreyfus Corporation

Eaton Vance VT Floating-Rate Income Fund	Y	Y	Seeks high level of current income.	Eaton Vance Management

Fidelity® VIP Contrafund® Portfolio Service Class 2	Y	Y	Seeks long-term capital appreciation. Normally invests primarily in common stocks. Invests in securities of companies whose value it believes is not fully recognized by the public. Invests in either “growth” stocks or “value” stocks or both. The fund invests in domestic and foreign issuers.	Fidelity Management & Research Company (FMR) is the fund’s manager. FMR Co., Inc. (FMRC) and other investment advisers serve as sub-advisers for the fund.

Fidelity® VIP Investment Grade Bond Portfolio Service Class 2	Y	Y	Seeks as high level of current income as is consistent with the preservation of capital. Normally invests at least 80% of assets in investment-grade debt securities (those of medium and high quality) of all types and repurchase agreements for those securities.	FMR is the fund’s manager. Fidelity Investments Money Management, Inc. (FIMM) and other investment advisers serve as sub-advisers for the fund.

Fidelity® VIP Mid Cap Portfolio Service Class 2	Y	Y	Seeks long-term growth of capital. Normally invests primarily in common stocks. Normally invests at least 80% of assets in securities of companies with medium market capitalizations. May invest in companies with smaller or larger market capitalizations. Invests in domestic and foreign issuers. The Fund invests in either “growth” or “value” common stocks or both.	FMR is the fund’s manager. FMRC and other investment advisers serve as sub-advisers for the fund.

RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS 25

	Available under	Available under
	contracts with	contracts with
	applications signed	applications signed
	on or after May 1,	prior to May 1,
Investing In	2007	2007	Investment Objective and Policies	Investment Adviser
Fidelity® VIP Overseas Portfolio Service Class 2	Y	Y	Seeks long-term growth of capital. Normally invests primarily in common stocks allocating investments across different countries and regions. Normally invests at least 80% of assets in non-U.S. securities.	FMR is the fund’s manager. FMRC and other investment advisers serve as sub-advisers for the fund.

FTVIPT Franklin Global Real Estate Securities Fund – Class 2	N	Y	Seeks high total return. Under normal market conditions, the fund invests at least 80% of its net assets in investments of companies located anywhere in the world that operate in the real estate sector.	Franklin Templeton Institutional, LLC

FTVIPT Franklin Income Securities Fund – Class 2	Y	Y	Seeks to maximize income while maintaining prospects for capital appreciation. Under normal market conditions, the fund invests in both equity and debt securities.	Franklin Advisers, Inc. adviser; Templeton Investment Counsel, LLC, subadviser.

FTVIPT Templeton Global Bond Securities Fund – Class 2	Y	Y	Seeks high current income, consistent with preservation of capital, with capital appreciation as a secondary consideration. Under normal market conditions, the fund invests at least 80% of its net assets in bonds, which include debt securities of any maturity, such as bonds, notes, bills and debentures.	Franklin Advisers, Inc.

FTVIPT Templeton Growth Securities Fund – Class 2	Y	Y	Seeks long-term capital growth. Under normal market conditions, the fund invests predominantly in equity securities of companies located anywhere in the world, including those in the U.S. and emerging markets.	Templeton Global Advisors Limited

Goldman Sachs VIT Mid Cap Value Fund – Institutional Shares	Y	Y	Seeks long-term capital appreciation.	Goldman Sachs Asset Management, L.P.

 26  RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS

	Available under	Available under
	contracts with	contracts with
	applications signed	applications signed
	on or after May 1,	prior to May 1,
Investing In	2007	2007	Investment Objective and Policies	Investment Adviser
Goldman Sachs VIT Structured U.S. Equity Fund – Institutional Shares	Y	Y	Seeks long-term growth of capital.	Goldman Sachs Asset Management, L.P.

Invesco V.I. American Franchise Fund, Series II Shares (previously Invesco Van Kampen V.I. – American Franchise Fund, Series II Shares)	Y	Y	Seeks capital growth.	Invesco Advisers, Inc.

Invesco V.I. Comstock Fund, Series II Shares (previously Invesco Van Kampen V.I. – Comstock Fund, Series II Shares)	Y	Y	Seeks capital growth and income through investments in equity securities, including common stocks, preferred stocks and securities convertible into common and preferred stocks.	Invesco Advisers, Inc.

Invesco V.I. Global Health Care Fund, Series II Shares	Y	Y	Seeks long-term growth of capital.	Invesco Advisers, Inc.

Invesco V.I. International Growth Fund, Series II Shares	Y	Y	Seeks long-term growth of capital.	Invesco Advisers, Inc.

Invesco V.I. Mid Cap Growth Fund, Series II Shares (previously Invesco Van Kampen V.I. – Mid Cap Growth Fund, Series II Shares)	Y	Y	Seeks capital growth.	Invesco Advisers, Inc.

Janus Aspen Series Janus Portfolio: Service Shares	Y	Y	Seeks long-term growth of capital.	Janus Capital Management LLC

MFS® Total Return Series – Service Class	Y	Y	Seeks total return.	MFS® Investment Management

MFS® Utilities Series – Service Class	Y	Y	Seeks total return.	MFS® Investment Management

Morgan Stanley UIF Global Real Estate Portfolio, Class II Shares	Y	Y	Seeks to provide current income and capital appreciation.	Morgan Stanley Investment Management Inc., adviser; Morgan Stanley Investment Management Limited and Morgan Stanley Investment Management Company, subadvisers.

Morgan Stanley UIF Mid Cap Growth Portfolio, Class II Shares	Y	Y	Seeks long-term capital growth by investing primarily in common stocks and other equity securities.	Morgan Stanley Investment Management Inc.

RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS 27

	Available under	Available under
	contracts with	contracts with
	applications signed	applications signed
	on or after May 1,	prior to May 1,
Investing In	2007	2007	Investment Objective and Policies	Investment Adviser
Oppenheimer Capital Appreciation Fund/VA, Service Shares	Y	Y	Seeks capital appreciation by investing in securities of well-known, established companies.	OFI Global Asset Management, Inc., adviser; OppenheimerFunds, Inc., sub-adviser.

Oppenheimer Global Fund/VA, Service Shares (previously Oppenheimer Global Securities Fund/VA, Service Shares)	Y	Y	Seeks long-term capital appreciation by investing a substantial portion of its assets in securities of foreign issuers, “growth-type” companies, cyclical industries and special situations that are considered to have appreciation possibilities.	OFI Global Asset Management, Inc., adviser; OppenheimerFunds, Inc., sub-adviser.

Oppenheimer Global Strategic Income Fund/VA, Service Shares	Y	Y	Seeks a high level of current income principally derived from interest on debt securities.	OFI Global Asset Management, Inc., adviser; OppenheimerFunds, Inc., sub-adviser.

Oppenheimer Main Street Small Cap Fund®/VA, Service Shares (previously Oppenheimer Main Street Small – & Mid-Cap Fund®/VA, Service Shares)	Y	Y	Seeks capital appreciation.	OFI Global Asset Management, Inc., adviser; OppenheimerFunds, Inc., sub-adviser.

PIMCO VIT All Asset Portfolio, Advisor Class	Y	Y	Seeks maximum real return consistent with preservation of real capital and prudent investment management.	Pacific Investment Management Company LLC (PIMCO)

Putnam VT Global Health Care Fund – Class IB Shares	N	Y	Seeks capital appreciation.	Putnam Investment Management, LLC, adviser; Putnam Advisory Company, LLC, sub-adviser; and Putnam Investments Limited

Putnam VT Small Cap Value Fund – Class IB Shares	N	Y	Seeks capital appreciation.	Putnam Investment Management, LLC

 28  RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS

	Available under	Available under
	contracts with	contracts with
	applications signed	applications signed
	on or after May 1,	prior to May 1,
Investing In	2007	2007	Investment Objective and Policies	Investment Adviser
Variable Portfolio – Aggressive Portfolio (Class 2)	Y	N	Seeks high level of total return that is consistent with an aggressive level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in underlying funds that invest in equity securities and also invests a small amount in underlying funds that invest in fixed income securities.	Columbia Management Investment Advisers, LLC

Variable Portfolio – Aggressive Portfolio (Class 4)	Y	N	Seeks high level of total return that is consistent with an aggressive level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in underlying funds that invest in equity securities and also invests a small amount in underlying funds that invest in fixed income securities.	Columbia Management Investment Advisers, LLC

Variable Portfolio – BlackRock Global Inflation-Protected Securities Fund (Class 3) (previously Columbia Variable Portfolio – Global Inflation Protected Securities Fund (Class 3))	Y	Y	Non-diversified fund that seeks total return that exceeds the rate of inflation over the long term.	Columbia Management Investment Advisers, LLC, adviser; BlackRock Financial Management, Inc., subadviser.

Variable Portfolio – Conservative Portfolio (Class 2)	Y	N	Seeks high level of total return that is consistent with a conservative level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in underlying funds that invest in fixed income securities.	Columbia Management Investment Advisers, LLC

RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS 29

	Available under	Available under
	contracts with	contracts with
	applications signed	applications signed
	on or after May 1,	prior to May 1,
Investing In	2007	2007	Investment Objective and Policies	Investment Adviser
Variable Portfolio – Conservative Portfolio (Class 4)	Y	N	Seeks high level of total return that is consistent with a conservative level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in underlying funds that invest in fixed income securities.	Columbia Management Investment Advisers, LLC

Variable Portfolio – Moderate Portfolio (Class 2)	Y	N	Seeks high level of total return that is consistent with a moderate level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in a balance of underlying funds that invest in fixed income securities and underlying funds that invest in equity securities.	Columbia Management Investment Advisers, LLC

Variable Portfolio – Moderate Portfolio (Class 4)	Y	N	Seeks high level of total return that is consistent with a moderate level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in a balance of underlying funds that invest in fixed income securities and underlying funds that invest in equity securities.	Columbia Management Investment Advisers, LLC

 30  RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS

	Available under	Available under
	contracts with	contracts with
	applications signed	applications signed
	on or after May 1,	prior to May 1,
Investing In	2007	2007	Investment Objective and Policies	Investment Adviser
Variable Portfolio – Moderately Aggressive Portfolio (Class 2)	Y	N	Seeks high level of total return that is consistent with a moderately aggressive level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in underlying funds that invest in equity securities and also invests a moderate amount in underlying funds that invest in fixed income securities.	Columbia Management Investment Advisers, LLC

Variable Portfolio – Moderately Aggressive Portfolio (Class 4)	Y	N	Seeks high level of total return that is consistent with a moderately aggressive level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in underlying funds that invest in equity securities and also invests a moderate amount in underlying funds that invest in fixed income securities.	Columbia Management Investment Advisers, LLC

Variable Portfolio – Moderately Conservative Portfolio (Class 2)	Y	N	Seeks high level of total return that is consistent with a moderately conservative level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in underlying funds that invest in fixed income securities and also invests a moderate amount in underlying funds that invest in equity securities.	Columbia Management Investment Advisers, LLC

RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS 31

	Available under	Available under
	contracts with	contracts with
	applications signed	applications signed
	on or after May 1,	prior to May 1,
Investing In	2007	2007	Investment Objective and Policies	Investment Adviser
Variable Portfolio – Moderately Conservative Portfolio (Class 4)	Y	N	Seeks high level of total return that is consistent with a moderately conservative level of risk. This is a “fund of funds” and seeks to achieve its objective by investing in a combination of underlying funds. The fund invests primarily in underlying funds that invest in fixed income securities and also invests a moderate amount in underlying funds that invest in equity securities.	Columbia Management Investment Advisers, LLC

Variable Portfolio – Partners Small Cap Value Fund (Class 3)	Y	Y	Seeks long-term capital appreciation.	Columbia Management Investment Advisers, LLC, adviser; Barrow, Hanley, Mewhinney & Strauss, Inc., Denver Investment Advisors LLC, Donald Smith & Co., Inc., River Road Asset Management, LLC and Turner Investment Partners, Inc., subadvisers.

Variable Portfolio – Sit Dividend Growth Fund (Class 3) (previously Variable Portfolio – Davis New York Venture Fund (Class 3))	Y	Y	Seeks long-term capital growth.	Columbia Management Investment Advisers, LLC, adviser; Sit Investment Associates, Inc., subadviser.

Variable Portfolio – Victory Established Value Fund (Class 3) (previously Variable Portfolio – Goldman Sachs Mid Cap Value Fund (Class 3))	Y	Y	Seeks long-term growth of capital.	Columbia Management Investment Advisers, LLC, adviser; Victory Capital Management, Inc., subadviser.

Wanger International	Y	Y	Seeks long-term capital appreciation.	Columbia Wanger Asset Management, LLC

Wanger USA	Y	Y	Seeks long-term capital appreciation.	Columbia Wanger Asset Management, LLC

Wells Fargo Advantage VT Index Asset Allocation Fund – Class 2	N	Y	Seeks long-term total return, consisting of capital appreciation and current income.	Wells Fargo Funds Management, LLC, adviser; Wells Capital Management Inc., sub-adviser.

 32  RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS

	Available under	Available under
	contracts with	contracts with
	applications signed	applications signed
	on or after May 1,	prior to May 1,
Investing In	2007	2007	Investment Objective and Policies	Investment Adviser
Wells Fargo Advantage VT International Equity Fund – Class 2	N	Y	Seeks long-term capital appreciation.	Wells Fargo Funds Management, LLC, adviser; Wells Capital Management Inc., sub-adviser.

Wells Fargo Advantage VT Intrinsic Value Fund – Class 2	N	Y	Seeks long-term capital appreciation.	Wells Fargo Funds Management, LLC, adviser; Metropolitan West Capital Management, LLC, sub-adviser.

Wells Fargo Advantage VT Omega Growth Fund – Class 2	N	Y	Seeks long-term capital appreciation.	Wells Fargo Funds Management, LLC, adviser; Wells Capital Management Inc., sub-adviser.

Wells Fargo Advantage VT Opportunity Fund – Class 2	N	Y	Seeks long-term capital appreciation.	Wells Fargo Funds Management, LLC, adviser; Wells Capital Management Inc., sub-adviser.

Wells Fargo Advantage VT Small Cap Growth Fund – Class 2	N	Y	Seeks long-term capital appreciation.	Wells Fargo Funds Management, LLC, adviser; Wells Capital Management Inc., sub-adviser.

Wells Fargo Advantage VT Total Return Bond Fund – Class 2	N	Y	Seeks total return consisting of income and capital appreciation.	Wells Fargo Funds Management, LLC, adviser; Wells Capital Management Inc., sub-adviser.

The Guarantee Period Accounts (GPAs)

The GPAs may not be available for contracts in some states.

Currently, unless the PN program is in effect, you may allocate purchase payments and purchase payment credits to one or more of the GPAs with guarantee periods declared by us. These periods of time vary by state. The required minimum investment in each GPA is $1,000. (Exception: if a PN program model portfolio includes one or more GPAs, the required minimum investment does not apply.) These accounts are not offered after the annuitization start date.

Each GPA pays an interest rate that is declared when you make an allocation to that account. That interest rate is then fixed for the guarantee period that you chose. We will periodically change the declared interest rate for any future allocations to these accounts, but we will not change the rate paid on contract value currently in a GPA.

The interest rates that we will declare as guaranteed rates in the future are determined by us at our discretion (future rates). We will determine future rates based on various factors including, but not limited to, the interest rate environment, returns we earn on investments in the nonunitized separate account we have established for the GPAs, the rates currently in effect for new and existing RiverSource Life annuities, product design, competition and RiverSource Life’s revenues and other expenses. We cannot predict nor can we guarantee what future rates will be.

We hold amounts you allocate to the GPAs in a “nonunitized” separate account. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the GPAs. State insurance law prohibits us from charging this separate account with liabilities of any other separate account or of our general business. We own the assets of this separate account as well as any favorable investment performance of those assets. You do not participate in the performance of the assets held in this separate account. We guarantee all benefits relating to your value in the GPAs. This guarantee is based on the continued claims-paying ability of the company’s general account. You should be aware that our

RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS 33

general account is exposed to the risks normally associated with a portfolio of fixed-income securities, including interest rate, option, liquidity and credit risk. You should also be aware that we issue other types of insurance and financial products as well, and we also pay our obligations under these products from assets in our general account. Our general account is not segregated or insulated from the claims of our creditors. The financial statements contained in the SAI include a further discussion of the risks inherent within the investments of the general account.

We intend to construct and manage the investment portfolio relating to the separate account in such a way as to minimize the impact of fluctuations by interest rates. We seek to achieve this by constructing a portfolio of assets with a price sensitivity to interest rate changes (i.e., price duration) that is similar to the price duration of the corresponding portfolio of liabilities.

We must invest this portfolio of assets in accordance with requirements established by applicable state laws regarding the nature and quality of investments that life insurance companies may make and the percentage of their assets that they may commit to any particular type of investment. Our investment strategy will incorporate the use of a variety of debt instruments having price durations tending to match the applicable guarantee periods. These instruments include, but are not necessarily limited to, the following:

•	Securities issued by the U.S. government or its agencies or instrumentalities, which issues may or may not be guaranteed by the U.S. government;

•	Debt securities that have an investment grade, at the time of purchase, within the four highest grades assigned by any of three nationally recognized rating agencies — Standard & Poor’s, Moody’s Investors Service or Fitch — or are rated in the two highest grades by the National Association of Insurance Commissioners;

•	Other debt instruments which are unrated or rated below investment grade, limited to 10% of assets at the time of purchase; and

•	Real estate mortgages, limited to 45% of portfolio assets at the time of acquisition.

In addition, options and futures contracts on fixed income securities will be used from time to time to achieve and maintain appropriate investment and liquidity characteristics on the overall asset portfolio.

While this information generally describes our investment strategy, we are not obligated to follow any particular strategy except as may be required by federal law and Indiana and other state insurance laws.

MARKET VALUE ADJUSTMENT (MVA)
We will not apply an MVA to contract value you transfer or surrender out of the GPAs within 30 days before the end of the guarantee period. During this 30 day window, you may choose to start a new guarantee period of the same length, transfer the contract value from the specified GPA to a GPA of another length, transfer the contract value from the specified GPA to any of the subaccounts, the regular fixed account (Current Contract) or the one-year fixed account (Original Contract), or surrender the value from the specified GPA (all subject to applicable surrender and transfer provisions). If we do not receive any instructions by the end of your guarantee period, our current practice is to automatically transfer the contract value from the specified GPA into the shortest GPA term offered in your state. If no GPAs are offered, we will transfer the value to the regular fixed account (Current Contract) or the one-year fixed account (Original Contract), if available. If the regular fixed account (Current Contract) or the one-year fixed account (Original Contract) is not available, we will transfer the value to the money market or cash management variable subaccount we designate.

We guarantee the contract value allocated to the GPAs, including the interest credited, if you do not make any transfers or surrenders from the GPAs prior to 30 days before the end of the guarantee period (30-day rule). At all other times, and unless one of the exceptions to the 30-day rule described below applies, we will apply an MVA if you surrender or transfer contract value from a GPA including surrenders under the SecureSource series of riders, the Guarantor Withdrawal Benefit for Life rider or the Guarantor Withdrawal Benefit, or you elect an annuity payout plan while you have contract value invested in a GPA. We will refer to these transactions as “early surrenders.” The application of an MVA may result in either a gain or loss of principal.

For the Current Contract, the 30-day rule does not apply and no MVA will apply to:

•	amounts surrendered under contract provisions that waive surrender charges for Hospital or Nursing Home Confinement and Terminal Illness Disability Diagnosis;

•	amounts transferred automatically under the PN program; and

•	amounts deducted for fees and charges.

Amounts we pay as death claims will not be reduced by any MVA.

For the Original Contract, the 30-day rule does not apply and no MVA will apply to:

•	transfers from a one-year GPA occurring under an automated dollar-cost averaging program or interest sweep strategy;

 34  RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS

•	automatic rebalancing under any PN program model portfolio we offer which contains one or more GPAs. However, an MVA may apply if you transfer to a new PN program investment option;

•	amounts applied to an annuity payout plan while a PN program model portfolio containing one or more GPAs is in effect;

•	amounts deducted for fees and charges; or

•	amounts we pay as death claims.

When you request an early surrender, we adjust the early surrender amount by an MVA formula. The early surrender amount reflects the relationship between the guaranteed interest rate you are earning in your current GPA and the interest rate we are crediting on new GPAs that end at the same time as your current GPA.

The MVA is sensitive to changes in current interest rates. The magnitude of any applicable MVA will depend on our current schedule of guaranteed interest rates at the time of the early surrender, the time remaining in your guarantee period and your guaranteed interest rate. The MVA is negative, zero or positive depending on how the guaranteed interest rate on your GPA compares to the interest rate of a new GPA for the same number of years as the guarantee period remaining on your GPA. This is summarized in the following table:

If your GPA rate is:	The MVA is:

Less than the new GPA rate + 0.10%	Negative

Equal to the new GPA rate + 0.10%	Zero

Greater than the new GPA rate + 0.10%	Positive

For examples, see Appendix A.

The Fixed Account (Applies to contracts with applications signed on or after May 1, 2006 and if available in your state)

Amounts allocated to the fixed account become part of our general account. For the Current Contract, the fixed account includes the regular fixed account and the Special DCA fixed account. For the Original Contract, the fixed account includes the one-year fixed account and the DCA fixed account. We credit interest on amounts you allocate to the fixed account at rates we determine from time to time in our discretion. These rates will be based on various factors including, but not limited to, the interest rate environment, returns we earn on our general account investments, the rates currently in effect for new and existing RiverSource Life annuities, product design, competition, and RiverSource Life’s revenues and expenses. The guaranteed minimum interest rate on amounts invested in the fixed account may vary by state but will not be lower than state law allows. We back the principal and interest guarantees relating to the fixed account. These guarantees are based on the continued claims-paying ability of RiverSource Life. You should be aware that our general account is exposed to the risks normally associated with a portfolio of fixed-income securities, including interest rate, option, liquidity and credit risk. You should also be aware that we issue other types of insurance and financial products as well, and we also pay our obligations under these products from assets in our general account. Our general account is not segregated or insulated from the claims of our creditors. The financial statements contained in the SAI include a further discussion of the risks inherent within the investments of the general account.

The fixed account is not required to be registered with the SEC. The SEC staff does not review the disclosures in this prospectus on the fixed account, however, disclosures regarding the fixed account may be subject to certain generally applicable provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

Current Contract:
(applications signed on or after Nov. 30, 2009, subject to state availability)

THE REGULAR FIXED ACCOUNT
Unless the PN program we offer is in effect, you may allocate purchase payments or transfer contract value to the regular fixed account. The value of the regular fixed account increases as we credit interest to the regular fixed account. We credit and compound interest daily based on a 365-day year (366 in a leap year) so as to produce the annual effective rate which we declare. The interest rate we apply to each purchase payment or transfer to the regular fixed account is guaranteed for one year. Thereafter, we will change the rates from time to time at our discretion, but your interest rate for each purchase payment or transfer will never change more frequently than annually. There are restrictions on transfers from this account and may be restrictions on the amount you can allocate to this account (see “Making the Most of Your Contract — Transfer policies”).

THE SPECIAL DCA FIXED ACCOUNT
You may allocate purchase payments to the Special DCA fixed account. You may not transfer contract value to the Special DCA fixed account.

RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS 35

You may allocate your entire initial purchase payment to the Special DCA fixed account for a term of six or twelve months. We reserve the right to offer shorter or longer terms for the Special DCA fixed account.

In accordance with your investment instructions, we transfer a pro rata amount from the Special DCA fixed account to the subaccounts or PN program investment option you select monthly so that, at the end of the Special DCA fixed account term, the balance of the Special DCA fixed account is zero. The first Special DCA monthly transfer occurs one day after we receive your payment. You may not use the regular fixed account or any GPA as a destination for the Special DCA monthly transfer. (Exception: if a PN program is in effect, and the PN program investment option you selected, if applicable, includes the regular fixed account or any GPA, amounts will be transferred from the Special DCA fixed account to the regular fixed account or GPA according to the allocation percentage established for the PN program investment option you have selected.)

The value of the Special DCA fixed account increases when we credit interest to the Special DCA fixed account, and decreases when we make monthly transfers from the Special DCA fixed account. When you allocate a purchase payment to the Special DCA fixed account, the interest rates applicable to that purchase payment will be the rates in effect for the Special DCA fixed account term you choose on the date we receive your purchase payment. The applicable interest rate is guaranteed for the length of the term for the Special DCA fixed account term you choose. We credit and compound interest daily based on a 365-day year (366 in a leap year) so as to produce the annual effective rate which we declare. We credit interest only on the declining balance of the Special DCA fixed account; we do not credit interest on amounts that have been transferred from the Special DCA fixed account. As a result, the net effective interest rates we credit will be less than the declared annual effective rates. Generally, we will credit the Special DCA fixed account with interest at the same annual effective rate we apply to the regular fixed account on the date we receive your purchase payment, regardless of the length of the term you select. From time to time, we may credit interest to the Special DCA fixed account at promotional rates that are higher than those we credit to the regular fixed account. We reserve the right to declare different annual effective rates:

•	for the Special DCA fixed account and the regular fixed account; and

•	for the Special DCA fixed accounts with terms of differing length.

Alternatively, you may allocate your initial purchase payment to any combination of the following which equals one hundred percent of the amount you invest:

•	the Special DCA fixed account for a six month term;

•	the Special DCA fixed account for a twelve month term;

•	the PN program investment option in effect;

•	if no PN program investment option is in effect, to the regular fixed account, the GPAs and/or the subaccounts, subject to investment minimums and other restrictions we may impose on investments in the regular account and the GPAs.

Once you establish a Special DCA fixed account, you cannot allocate additional purchase payments to it. However, you may establish another Special DCA fixed account and allocate new purchase payments to it.

If you participate in a PN program, and you change to a different PN program investment option while a Special DCA fixed account term is in progress, we will allocate transfers from the Special DCA fixed account to your newly-elected PN program investment option.

If your contract permits, and you discontinue your participation in a PN program while a Special DCA fixed account term is in progress, we will allocate transfers from your Special DCA fixed account for the remainder of the term to the subaccounts in accordance with your current Special DCA fixed account allocation instructions. If your current Special DCA fixed account allocation instructions include a fund to which allocations are restricted and you do not provide new instructions, we will transfer prorated amounts to the valid portion of your allocation instruction.

You may discontinue any Special DCA fixed account before the end of its term by giving us notice. If you do so, we will transfer the remaining balance of the Special DCA fixed account to the PN program investment option in effect, or if no PN program investment option is in effect, in accordance with your investment instructions to us to the regular fixed account, the GPAs and/or the subaccounts, subject to investment minimums and other restrictions we may impose on investments in the regular fixed account and the GPAs, including but not limited to, any limitations described in this prospectus on transfers (see “Transfer policies”).

Dollar-cost averaging from the Special DCA fixed account does not guarantee that any subaccount will gain in value nor will it protect against a decline in value if market prices fall. For a discussion of how dollar-cost averaging works, see “Making the Most of your Contract — Automated Dollar-Cost Averaging.”

Original Contract:
(applications signed prior to Nov. 30, 2009 or in states where the Current Contract is not available)

 36  RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS

ONE-YEAR FIXED ACCOUNT
Unless the PN program we offer is in effect, you may allocate purchase payments or transfer contract value to the one-year fixed account if part of your contract. The value of the one-year fixed account increases as we credit interest to the one-year fixed account. We credit and compound interest daily based on a 365-day year (366 in a leap year) so as to produce the annual effective rate which we declare. We credit the one-year fixed account with the current guaranteed annual rate that is in effect on the date we receive your purchase payment or you transfer contract value to the one-year fixed account. The interest rate we apply to each purchase payment or transfer to the one-year fixed account is guaranteed for one year. There are restrictions on the amount you can allocate to the one-year fixed account as well as on transfers from this account (see “Making the Most of Your Contract — Transfer policies”).

DCA FIXED ACCOUNT
You may allocate purchase payments to the DCA fixed account. You may not transfer contract value to the DCA fixed account.

You may allocate your entire initial purchase payment to the DCA fixed account for a term of six or twelve months. We reserve the right to offer shorter or longer terms for the DCA fixed account.

In accordance with your investment instructions, we transfer a pro rata amount from the DCA fixed account to your investment allocations monthly so that, at the end of the DCA fixed account term, the balance of the DCA fixed account is zero. The first DCA monthly transfer occurs one day after we receive your payment.

The value of the DCA fixed account increases when we credit interest to the DCA fixed account, and decreases when we make monthly transfers from the DCA fixed account. When you allocate a purchase payment to the DCA fixed account, the interest rates applicable to that purchase payment will be the rates in effect for the DCA fixed account term you choose on the date we receive your purchase payment. The applicable interest rate is guaranteed for the length of the term for the DCA fixed account term you choose. We credit and compound interest daily based on a 365-day year (366 in a leap year) so as to produce the annual effective rate which we declare. We credit interest only on the declining balance of the DCA fixed account; we do not credit interest on amounts that have been transferred from the DCA fixed account. As a result, the net effective interest rates we credit will be less than the declared annual effective rates. Generally, we will credit the DCA fixed account with interest at the same annual effective rate we apply to the one-year fixed account on the date we receive your purchase payment, regardless of the length of the term you select. From time to time, we may credit interest to the DCA fixed account at promotional rates that are higher than those we credit to the one-year fixed account. We reserve the right to declare different annual effective rates:

•	for the DCA fixed account and the one-year fixed account;

•	for the DCA fixed accounts with terms of differing length;

•	for amounts in the DCA fixed account that are transferred to the one-year fixed account;

•	for amounts in the DCA fixed account that are transferred to the GPAs;

•	for amounts in the DCA fixed account that are transferred to the subaccounts.

Alternatively, you may allocate your initial purchase payment to any combination of the following which equals one hundred percent of the amount you invest:

•	the DCA fixed account for a six month term;

•	the DCA fixed account for a twelve month term;

•	the PN program investment option in effect;

•	if no PN program investment option is in effect, to the one-year fixed account, the GPAs and/or the subaccounts, subject to investment minimums and other restrictions we may impose on investments in the one-year fixed account and the GPAs.

If you make a purchase payment while a DCA fixed account term is in progress, you may allocate your purchase payment among the following:

•	to the DCA fixed account term(s) then in effect. Amounts you allocate to an existing DCA fixed account term will be transferred out of the DCA fixed account over the remainder of the term. For example, if you allocate a new purchase payment to an existing DCA fixed account term of six months when only two months remains in the six month term, the amount you allocate will be transferred out of the DCA fixed account over the remaining two months of the term;

•	to the PN program investment option then in effect;

•	if no PN program investment option is in effect, then to the one-year fixed account, the GPAs and/or the subaccounts, subject to investment minimums and other restrictions we may impose on investments in the one-year fixed account and the GPAs.

RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS 37

If no DCA fixed account term is in progress when you make an additional purchase payment, you may allocate it according to the rules above for the allocation of your initial purchase payment.

If you participate in a PN program, and you change to a different PN program investment option while a DCA fixed account term is in progress, we will allocate transfers from the DCA fixed account to your newly-elected PN program investment option.

If your contract permits, and you discontinue your participation in a PN program investment option while a DCA fixed account term is in progress, we will allocate transfers from the DCA fixed account for the remainder of the term in accordance with your investment instructions to us to the one-year fixed account, the GPAs and the subaccounts, subject to investment minimums and other restrictions we may impose on investments in the one-year fixed account and the GPAs, including but not limited to, any limitations described in this prospectus on transfers (see “Transfer policies”).

You may discontinue any DCA fixed account before the end of its term by giving us notice. If you do so, we will transfer the remaining balance of the DCA fixed account whose term you are ending to the PN program investment option in effect, or if no PN program investment option is in effect, in accordance with your investment instructions to us to the one-year fixed account, the GPAs and/or the subaccounts, subject to investment minimums and other restrictions we may impose on investments in the one-year fixed account and the GPAs, including but not limited to, any limitations described in this prospectus on transfers (see “Transfer policies”).

Dollar-cost averaging from the DCA fixed account does not guarantee that any subaccount will gain in value nor will it protect against a decline in value if market prices fall. For a discussion of how dollar-cost averaging works, see “Making the Most of your Contract — Automated Dollar-Cost Averaging.”

Buying Your Contract

New contracts are not currently being offered. We are required by law to obtain personal information from you which we will use to verify your identity. If you do not provide this information we reserve the right to refuse to issue your contract or take other steps we deem reasonable. As the owner, you have all rights and may receive all benefits under the contract. You may select a qualified or nonqualified annuity. You can own a nonqualified annuity in joint tenancy with rights of survivorship only in spousal situations. You cannot own a qualified annuity in joint tenancy. For the Current Contract, you can buy a contract if you are 85 or younger. For the Original Contract, you can buy a contract if you and the annuitant are age 85 or younger. (The age limit may be younger for qualified annuities in some states.)

When you applied, you could have selected:

Current Contract:
(applications signed on or after Nov. 30, 2009, subject to state availability)

•	GPAs, the regular fixed account, the Special DCA fixed account and/or subaccounts in which you want to invest;

•	how you want to make purchase payments;

•	a beneficiary;

•	the optional PN program(1); and

•	one of the following optional death benefits:

–	MAV Death Benefit;

–	5% Accumulation Death Benefit; or

–	Enhanced Death Benefit.

•	one of the following additional optional death benefits:

–	Benefit Protector Death Benefit rider(2); or

–	Benefit Protector Plus Death Benefit rider(2).

In addition you could have also selected one of the following optional living benefits (all require the use of the PN program):

•	SecureSource Stages 2 riders;

•	SecureSource Stages riders;

•	Accumulation Protector Benefit rider

The Current Contract provides for allocation of purchase payments to the GPAs, the regular fixed account, the Special DCA fixed account and/or the subaccounts of the variable account subject to the $1,000 required minimum investment for the GPAs. We currently allow you to allocate the total amount of purchase payment to the regular fixed account. We reserve the right to limit purchase payment allocations to the regular fixed account at any time on a non-discriminatory basis with notification, subject to state restrictions. You cannot allocate purchase payments to the fixed account for six months following a partial

 38  RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS

surrender from the fixed account, a lump sum transfer from the regular fixed account, or termination of automated transfers from the Special DCA fixed account prior to the end of the Special DCA fixed account term.

Original Contract:
(applications signed prior to Nov. 30, 2009 or in states where the Current Contract was not available)

•	GPAs, the one-year fixed account, if part of your contract, the DCA fixed account if part of your contract and/or subaccounts in which you want to invest;

•	how you want to make purchase payments;

•	a beneficiary;

•	the optional PN program(1); and

•	one of the following optional death benefits:

–	MAV Death Benefit;

–	5% Accumulation Death Benefit; or

–	Enhanced Death Benefit.

•	one of the following additional optional death benefits:

–	Benefit Protector Death Benefit rider(2); or

–	Benefit Protector Plus Death Benefit rider(2).

In addition, if available in your state, could have also selected one of the following optional living benefits (all require the use of the PN program):

•	SecureSource 20 riders;

•	SecureSource riders;

•	Accumulation Protector Benefit rider;

•	Guarantor Withdrawal Benefit for Life rider;

•	Guarantor Withdrawal Benefit rider;

•	Income Assurer Benefit – MAV rider;

•	Income Assurer Benefit – 5% Accumulation Benefit Base rider; or

•	Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base rider.

(1)	There is no additional charge for this feature.
(2)	Not available with 5% Accumulation or Enhanced Death Benefit.

The Original Contract provides for allocation of purchase payments to the GPAs, the one-year fixed account (if part of your contract), the DCA fixed account (if part of your contract) and/or to the subaccounts of the variable account in even 1% increments subject to the $1,000 required minimum investment for the GPAs. The amount of any purchase payment allocated to the one-year fixed account in total cannot exceed 30% of the purchase payment. More than 30% of a purchase payment may be so allocated if you establish an automated dollar-cost averaging arrangement with respect to the purchase payment according to procedures currently in effect. We reserve the right to further limit purchase payment allocations to the one-year fixed account if the interest rate we are then crediting on new purchase payments allocated to the one-year fixed account is equal to the minimum interest rate stated in the contract.

For both the Current Contract and the Original Contract:
We will credit additional purchase payments you make to your accounts on the valuation date we receive them. If we receive an additional purchase payment at our corporate office before the close of business, we will credit any portion of that payment allocated to the subaccounts using the accumulation unit value we calculate on the valuation date we received the payment. If we receive an additional purchase payment at our corporate office at or after the close of business, we will credit any portion of that payment allocated to the subaccounts using the accumulation unit value we calculate on the next valuation date after we received the payment.

You may make monthly payments to your contract under a Systematic Investment Plan (SIP). You must make an initial purchase payment of $10,000. Then, to begin the SIP, you will complete and send a form and your first SIP payment along with your application. There is no charge for SIP. You can stop your SIP payments at any time.

In most states, you may make additional purchase payments to nonqualified and qualified annuities until the annuitization start date.

RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS 39

THE ANNUITIZATION START DATE
Current Contract:
Annuity payouts begin on the annuitization start date. This means that the contract will be annuitized or converted to a stream of monthly payments. If your contract is annuitized, the contract goes into payout and only the annuity payout provisions continue. Unless annuity payout Plan E is selected, you will no longer have access to your contract value. This means that the death benefit and any optional benefits you have elected will end. When we process your application, we will establish the annuitization start date to be the maximum age (or contract anniversary if applicable). You also can change the annuitization start date, provided you send us written instructions at least 30 days before annuity payouts begin.

The annuitization start date must be:

•	no earlier than the 30th day after the contract’s effective date; and no later than

•	the owner’s 95th birthday or the tenth contract anniversary, if later,

•	or such other date as agreed to by us.

Six months prior to your annuitization start date, we will contact you with your options including the option to postpone your annuitization start date to a future date. You can also choose to delay the annuitization of your contract beyond age 95 indefinitely, to the extent allowed by applicable tax laws.

If you do not make an election, annuity payouts using the contract’s default option of annuity payout Plan B – Life with 10 years certain will begin on the annuitization start date and your monthly annuity payments will continue for as long as the annuitant lives. If the annuitant does not survive 10 years, beneficiaries will continue to receive payments until 10 years of payments have been made. Some distributors require annuitization by age 95. In that case, the option to continue to defer the annuitization start date after age 95 is not available.

If you own a qualified annuity (for example, an IRA) and tax laws require that you take distributions from your annuity prior to your new annuitization start date, your contract will not be automatically annuitized. However, if you choose, you can elect to request annuitization or take surrenders to meet your required minimum distributions.

Please see “SecureSource Stages 2 — Other Provisions” section regarding options under this rider at the annuitization start date.

Original Contract:
Annuity payouts begin on the annuitization start date. This means that the contract will be annuitized or converted to a stream of monthly payments and you will receive the first payment on the annuitization start date. The first annuity payment will be made as provided by the annuity payment plan you select. When we process your application, we will establish the annuitization start date to be the maximum age (or contract anniversary if applicable). You also can change the annuitization start date, provided you send us written instructions at least 30 days before annuity payouts begin.

The annuitization start date must be:

•	the annuitant’s 90th(1) birthday or the tenth contract anniversary, if purchased after age 80(1),

•	or such other date as agreed upon by us.

Prior to your annuitization start date, we will contact you with your options. If you do not make an election, your annuitization start date will be deferred.

For qualified annuities except Roth IRAs, to comply with IRS regulations, the annuitization start date generally must be:

•	for IRAs by April 1 of the year following the calendar year when the annuitant reaches age 70 1/2; or

•	for all other qualified annuities, by April 1 of the year following the calendar year when the annuitant reaches age 70 1/2 or, if later, retires (except that 5% business owners may not select an annuitization start date that is later than April 1 of the year following the calendar year when they reach age 70 1/2).

If you satisfy your required minimum distributions in the form of partial surrenders from this contract, annuity payouts can start:

•	As late as the annuitant’s 90th(1) birthday or the tenth contract anniversary, if later, or a date that has been otherwise agreed to by us.

•	Contract owners of IRAs and TSAs may also be able to satisfy required minimum distributions using other IRAs or TSAs, and in that case, will delay the annuitization start date for these contracts.

(1)	Applies to contracts with applications signed on or after May 1, 2006, in most states. For all other contracts, the annuitization start date must be no later than the annuitant’s 85th birthday or the tenth contract anniversary, if purchased after age 75.

 40  RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS

BENEFICIARY
We will pay to your named beneficiary the death benefit if it becomes payable while the contract is in force and before the annuitization start date. If there is more than one beneficiary, we will pay each beneficiary’s designated share when we receive their completed claim. A beneficiary will bear the investment risk of the variable account until we receive the beneficiary’s completed claim. If there is no named beneficiary, the default provisions of your contract will apply. (See “Benefits in Case of Death” for more about beneficiaries.)

If you select one of the SecureSource series – Joint Life rider, please consider carefully whether or not you wish to change the beneficiary of your annuity contract. The rider will terminate if the surviving covered spouse cannot utilize the spousal continuation provision of the contract when the death benefit is payable.

PURCHASE PAYMENTS
Purchase payment amounts and purchase payment timing may vary by state and be limited under the terms of your contract.

If we do not receive your initial purchase payment within 180 days from the application signed date, we will consider your contract void from the start.

Minimum initial purchase payment
  $10,000

Minimum additional purchase payments
  $50 for SIPs

  $100 for all other payment types

Maximum total purchase payments (without corporate office approval)

•	Current Contract:
(applications signed on or after Nov. 30, 2009, subject to state availability)

  Maximum total purchase payments* based on your age on the effective date of the payment:

For the first year and total:
through age 85	$1,000,000
age 86 or older	$0

For each subsequent year:
through age 85	$100,000
age 86 or older	$0

•	Original Contract:
(applications signed prior to Nov. 30, 2009 or in states where the Current Contract was not available)

  Maximum total purchase payments*
     $1,000,000

Additional purchase payment restrictions for contracts with the Guarantor Withdrawal Benefit rider, Guarantor Withdrawal Benefit for Life rider, or SecureSource riders.

Effective Jan. 26, 2009, after initial purchase payments are received, limited additional purchase payments allowed for contracts with the Guarantor Withdrawal Benefit rider, Guarantor Withdrawal Benefit for Life rider, or SecureSource riders, subject to state restrictions. Initial purchase payments are: 1) payments received with the application, and 2) Tax Free Exchanges, rollovers, and transfers listed on the annuity application, paper work initiated within 30 days from the application signed date and received within 180 days from the application signed date.

For contracts issued in all states except those listed below, the only additional purchase payments that will be allowed on/after Jan. 26, 2009 are the maximum annual contribution permitted by the Code for qualified annuities.

For contracts issued in Florida, New Jersey, and Oregon, additional purchase payments to your variable annuity contract with the Guarantor Withdrawal Benefit rider, Guarantor Withdrawal Benefit for Life rider, or SecureSource riders will be limited to $100,000 for the life of your contract. The limit does not apply to initial purchase payments.

RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS 41

Additional purchase payment restrictions for the SecureSource Stages 2 riders, SecureSource Stages riders and SecureSource 20 riders

Effective Feb. 27, 2012, no additional purchase payments are allowed for contracts with SecureSource Stages 2 riders, SecureSource Stages riders and SecureSource 20 riders subject to certain exceptions listed below.

Certain exceptions apply and the following additional purchase payments will be allowed on or after Feb. 27, 2012:

a.	Current tax year contributions for TSAs and Custodial and investment only plans under Section 401(a) of the Code, up to the annual limit set by the IRS.

b.	Prior and current tax year contributions up to the annual limit set up by the IRS for any Qualified Accounts except TSAs and 401(a)s. This annual limit applies to IRAs, Roth IRAs and SEP plans.

We reserve the right to change these current rules any time, subject to state restrictions.

The riders also prohibit additional purchase payments while the rider is effective, if (1) you decline a rider fee increase, or (2) the Annual Lifetime Payment (ALP) is established and your contract value on an anniversary is less than four times the ALP. (For the purpose of this calculation only, the ALP is determined using percentage B, as described under “Optional Living Benefits — SecureSource Stages 2 Riders, SecureSource Stages Riders and SecureSource 20 Riders.”)

Additional purchase payment restrictions for the Accumulation Protector Benefit rider

Additional purchase payments are prohibited during the waiting period after the first 180 days immediately following the effective date of the Accumulation Protector Benefit rider.

For the Current Contract, additional purchase payments are also allowed within 180 days from the last contract anniversary if you exercise the elective step up option.

Subject to state restrictions, we reserve the right to change the above purchase payment limitations, including making further restrictions, upon written notice.

*	These limits apply in total to all RiverSource Life annuities you own unless a higher maximum applies to your contract. We reserve the right to waive or increase the maximum limit. For qualified annuities, the Code’s limits on annual contributions also apply. Additional purchase payments for inherited IRA contracts cannot be made unless the payment is IRA money inherited from the same decedent.

HOW TO MAKE PURCHASE PAYMENTS

 1 By letter

Send your check along with your name and contract number to:

RiverSource Life Insurance Company
829 Ameriprise Financial Center
Minneapolis, MN 55474

 2 By SIP

Contact your investment professional to complete the necessary SIP paperwork.

PURCHASE PAYMENT CREDITS
You will receive a purchase payment credit with every payment you make to your contract. We apply this credit immediately. We allocate the credit to your investment allocations in the same proportions as your purchase payment. We apply the credit as a percentage of your current payment based on the following schedule:

If cumulative net payments*
made during the life of	Then the purchase payment
the contract equals . . .	credit percentage equals . . .

$10,000 to less than $100,000	2%

$100,000 to less than $250,000	3

$250,000 and over	4

*	Cumulative net purchase payments are total purchase payments less the total amount of partial surrenders.

For the Current Contract, if in the first year you make any additional payments that cause the contract to become eligible for a higher percentage credit, we will add credits to your prior payments (less total surrenders). For the Original Contract, if you make any additional payments in any year that cause the contract to become eligible for a higher percentage credit, we will add credits to your prior payments (less total surrenders). We allocate credits according to the purchase payment allocation on the date we add the credits to the contract.

 42  RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS

We fund the credit from our general account. We do not consider credits to be “investments” for income tax purposes. (See “Taxes.”)

We will reverse credits from the contract value for any purchase payment that is not honored (if, for example, your purchase payment check is returned for insufficient funds).

To the extent a death benefit, annuitization or withdrawal payment includes purchase payment credits applied within twelve months preceding: (1) the date of death that results in a death benefit payment under this contract; or (2) the annuitization start date (for contracts with applications signed on or after May 1, 2006, and if available in your state); or (3) a request for surrender charge waiver due to “Contingent events” (see “Charges — Contingent events”), we will assess a charge, similar to a surrender charge, equal to the amount of the purchase payment credits. The amount we pay to you under these circumstances will always equal or exceed your surrender value. The amount returned to you under the free look provision also will not include any credits applied to your contract.

This credit is available because of lower costs associated with larger sized contracts and through revenue from a higher and longer surrender charge schedule, a higher contract administrative charge and a higher mortality and expense risk fee. In general, we do not profit from the higher charges assessed to cover the cost of the purchase payment credit. We use all the revenue from these higher charges to pay for the cost of the credits. However, we could profit from the higher charges if market appreciation is higher than expected or if contract owners hold their contracts for longer than expected.

Because of these higher charges, there may be circumstances where you may be worse off for having received the credit than in other contracts. All things being equal (such as guarantee availability or fund performance and availability), this may occur if you hold your contract for 15 years or more. You should consider these higher charges and other relevant factors before you buy this contract or before you exchange a contract you currently own for this contract.

LIMITATIONS ON USE OF CONTRACT
If mandated by applicable law, including, but not limited to, federal anti-money laundering laws, we may be required to reject a purchase payment. We may also be required to block an owner’s access to contract values or to satisfy other statutory obligations. Under these circumstances, we may refuse to implement requests for transfers, surrenders or death benefits until instructions are received from the appropriate governmental authority or a court of competent jurisdiction.

Charges

ALL CONTRACTS

CONTRACT ADMINISTRATIVE CHARGE
We charge this fee for establishing and maintaining your records. We deduct $40 from the contract value on your contract anniversary or, if earlier, when the contract is fully surrendered. We prorate this charge among the GPAs, the fixed account and the subaccounts in the same proportion your interest in each account bears to your total contract value. Some states also limit any contract charge that applies to the fixed account. For the Current Contract, we reserve the right to increase this charge after the first contract anniversary to a maximum of $50.

We will waive this charge when your contract value is $50,000 or more on the current contract anniversary. For the Current Contract, we reserve the right to charge up to $20 after the first contract anniversary for contracts with contract value of $50,000 or more.

If you take a full surrender from your contract, we will deduct the charge at the time of surrender regardless of the contract value. We cannot increase the annual contract administrative charge for the Original Contract. This charge does not apply to amounts applied to an annuity payment plan or to the death benefit (other than when deducted from the Full Surrender Value component of the death benefit for the Current Contract).

VARIABLE ACCOUNT ADMINISTRATIVE CHARGE
We apply this charge daily to the subaccounts. It is reflected in the unit values of your subaccounts and it totals 0.15% of their average daily net assets on an annual basis. It covers certain administrative and operating expenses of the subaccounts such as accounting, legal and data processing fees and expenses involved in the preparation and distribution of reports and prospectuses. We cannot increase the variable account administrative charge.

MORTALITY AND EXPENSE RISK FEE
We charge these fees daily to the subaccounts. The unit values of your subaccounts reflect these fees. These fees cover the mortality and expense risk that we assume. These fees do not apply to the GPAs or the fixed account. We cannot increase these fees.

These fees are based on the death benefit guarantee and surrender charge schedule that applies to your contract.

RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS 43

Current Contract:
(applications signed on or after Nov. 30, 2009, subject to state availability)

Mortality and
Six-year surrender charge schedule	expense risk fee

CV Death Benefit*	1.50%

ROPP Death Benefit	1.50

MAV Death Benefit	1.75

5% Accumulation Death Benefit	1.90

Enhanced Death Benefit	1.95

Mortality and
Eight-year surrender charge	expense risk fee

CV Death Benefit*	1.25%

ROPP Death Benefit	1.25

MAV Death Benefit	1.50

5% Accumulation Death Benefit	1.65

Enhanced Death Benefit	1.70

*	CV Death Benefit is available only after an ownership change or spousal continuation if any owner or spouse who continues the contract is over age 85 and therefore cannot qualify for the ROPP death benefit.

Original Contract:
(applications signed prior to Nov. 30, 2009 or in states where the Current Contract was not available)

Mortality and
If you select a six-year surrender charge schedule and:	expense risk fee

ROP Death Benefit	1.50%

MAV Death Benefit	1.70

5% Accumulation Death Benefit	1.85

Enhanced Death Benefit	1.90

Mortality and
If you select an eight-year surrender charge schedule and:	expense risk fee

ROP Death Benefit	1.25%

MAV Death Benefit	1.45

5% Accumulation Death Benefit	1.60

Enhanced Death Benefit	1.65

Mortality risk arises because of our guarantee to pay a death benefit and our guarantee to make annuity payouts according to the terms of the contract, no matter how long a specific owner or annuitant lives and no matter how long our entire group of annuitants live. If, as a group, owners or annuitants outlive the life expectancy we assumed in our actuarial tables, then we must take money from our general assets to meet our obligations. If, as a group, owners or annuitants do not live as long as expected, we could profit from the mortality risk fee. We deduct the mortality risk fee from the subaccounts during the annuity payout period even if the annuity payout plan does not involve a life contingency.

Expense risk arises because we cannot increase the contract administrative charge for the Original Contract, we are limited on how much we can increase the contract administrative charge for the Current Contract, and we cannot increase the variable account administrative charge and these charges may not cover our expenses. We would have to make up any deficit from our general assets. We could profit from the expense risk fee if future expenses are less than expected.

The subaccounts pay us the mortality and expense risk fee they accrued as follows:

•	first, to the extent possible, the subaccounts pay this fee from any dividends distributed from the funds in which they invest;

•	then, if necessary, the funds redeem shares to cover any remaining fees payable.

We may use any profits we realize from the subaccounts’ payment to us of the mortality and expense risk fee for any proper corporate purpose, including, among others, payment of distribution (selling) expenses. We do not expect that the surrender charge will cover sales and distribution expenses.

 44  RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS

SURRENDER CHARGE
If you surrender all or part of your contract value before the annuitization start date, we may deduct a surrender charge. As described below, a surrender charge applies to each purchase payment you make. The surrender charge lasts for 6 years or 8 years from our receipt of each purchase payment, depending on which surrender charge schedule you select when you purchase the contract (see “Expense Summary”). The surrender charge percentages that apply to you are shown in your contract.

You may surrender an amount during any contract year without a surrender charge. We call this amount the total free amount (FA for the Current Contract, TFA for the Original Contract). Throughout this prospectus when we use the acronym FA, it includes TFA. The FA varies depending on whether your contract includes one of the SecureSource series of riders, the Guarantor Withdrawal Benefit for Life rider or the Guarantor Withdrawal Benefit rider:

Current Contract without SecureSource Stages rider

The FA is the greater of:

•	10% of the contract value on the prior contract anniversary, less any prior surrenders taken in the current contract year; or

•	current contract earnings.

During the first contract year, the FA is the greater of:

•	10% of all purchase payments and purchase payment credits applied prior to your surrender request, less any amounts surrendered prior to your surrender request that represent the FA; or

•	current contract earnings.

Original Contract without SecureSource 20 rider, SecureSource rider, Guarantor Withdrawal Benefit for Life rider or Guarantor Withdrawal Benefit rider

The FA is the greater of:

•	10% of the contract value on the prior contract anniversary(1), less any prior surrenders taken in the current contract year; or

•	current contract earnings.

Current Contract with SecureSource Stages rider

The FA is the greatest of:

•	10% of the contract value on the prior contract anniversary, less any prior surrenders taken in the current contract year;

•	current contract earnings; or

•	the Remaining Annual Lifetime Payment (this amount will be zero during the waiting period).

During the first contract year, the FA is the greatest of:

•	10% of all purchase payments and purchase payment credits applied prior to your surrender request, less any amounts surrendered prior to your surrender request that represent the FA; or

•	current contract earnings.

Original Contract with SecureSource 20 rider, SecureSource rider or Guarantor Withdrawal Benefit for Life rider

The FA is the greatest of:

•	10% of the contract value on the prior contract anniversary(1), less any prior surrenders taken in the current contract year;

•	current contract earnings; or

•	the greater of the Remaining Benefit Payment or the Remaining Annual Lifetime Payment (for the SecureSource 20 rider, Remaining Benefit Payment and the Remaining Annual Lifetime Payment are zero during the waiting period).

Original Contract with Guarantor Withdrawal Benefit rider

The FA is the greatest of:

•	10% of the contract value on the prior contract anniversary(1), less any prior surrenders taken in the current contract year;

•	current contract earnings; or

•	the Remaining Benefit Payment.

(1)	We consider your initial purchase payment and any purchase payment credit to be the prior contract anniversary’s contract value during the first contract year.

Amounts surrendered in excess of the FA may be subject to a surrender charge as described below.

RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS 45

A surrender charge will apply if the amount you surrender includes any of your prior purchase payments that are still within their surrender charge schedule. To determine whether your surrender includes any of your prior purchase payments that are still within their surrender charge schedule, we surrender amounts from your contract in the following order:

1.	First, we surrender the FA. Contract earnings are surrendered first, followed by purchase payments. We do not assess a surrender charge on the FA. We surrender payments that are considered part of the FA on a first-in, first-out (FIFO) basis for the Current Contract, and last-in, first-out (LIFO) basis for the Original Contract.

2.	Next, we surrender purchase payments received that are beyond the surrender charge period shown in your contract. We surrender these payments on a FIFO basis. We do not assess a surrender charge on these payments.

3.	Finally, we surrender any additional purchase payments received that are still within the surrender charge period shown in your contract. We surrender these payments on a FIFO basis. We do assess a surrender charge on these payments.

The amount of purchase payments surrendered is calculated using a prorated formula based on the percentage of contract value being surrendered. As a result, the amount of purchase payments surrendered may be greater than the amount of contract value surrendered.

We determine your surrender charge by multiplying each of your payments surrendered which could be subject to a surrender charge by the applicable surrender charge percentage (see “Expense Summary”), and then adding the total surrender charges.

For a partial surrender, we will determine the amount of contract value that needs to be surrendered, which after any surrender charge and any positive or negative market value adjustment, will equal the amount you request.

Example: Each time you make a purchase payment under the contract, a surrender charge schedule attaches to that purchase payment. The surrender charge percentage for each purchase payment declines according to the surrender charge schedule shown in your contract. (The surrender charge percentages for the 6-Year and 8-Year surrender charge schedule are shown in a table in the “Expense Summary”.) For example, if you select the 8-Year surrender charge schedule, during the first three years after a purchase payment is made (Current Contract) or during the first five years after the purchase payment is made (Original Contract), the surrender charge percentage attached to that payment is 8%. The surrender charge percentage for that payment during the seventh year after it is made is 4%. At the beginning of the ninth year after that purchase payment is made, and thereafter, there is no longer a surrender charge as to that payment.

For an example, see Appendix B.

Waiver of surrender charges
We do not assess surrender charges for:

•	surrenders each year that represent the total free amount for that year;

•	required minimum distributions from a qualified annuity to the extent that they exceed the free amount. The amount on which surrender charges are waived can be no greater than the RMD amount calculated under your specific contract currently in force. (Please note that, if you are buying a new contract with inherited IRA money, we will not waive surrender charges for a five-year distribution and, therefore, if that option is selected, you should choose a surrender charge period that is no longer than the time remaining in the five-year period.);

•	amounts applied to an annuity payment plan* (Exception: As described below, if you select annuity payout Plan E, and choose later to surrender the value of your remaining annuity payments, we will assess a surrender charge.)

•	surrenders made as a result of one of the “Contingent events”* described below to the extent permitted by state law (see your contract for additional conditions and restrictions). For the Current Contract, waiver of surrender charges for Contingent events will not apply to Tax Free Exchanges, rollovers and transfers to another annuity contract;

•	amounts we refund to you during the free look period;* and

•	death benefits.*

*However, we will reverse certain purchase payment credits. (See “Buying Your Contract — Purchase Payment Credits.”)

Current Contract:

Contingent events

•	Surrenders you make if you are confined to a hospital or nursing home and have been for the prior 60 days or confinement began within 30 days following a 60 day confinement period. Such confinement must begin after the contract issue date. Your contract will include this provision when you are under age 76 at contract issue. You must provide us with a letter containing proof satisfactory to us of the confinement as of the date you request the surrender. We must receive your surrender request no later than 91 days after your release from the hospital or nursing home. The amount surrendered must be paid directly to you.

 46  RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS

•	Surrenders you make if you are disabled with a medical condition and are diagnosed in the second or later contract years with reasonable medical certainty, that the disability will result in death within 12 months or less from the date of the diagnosis. You must provide us with a licensed physician’s statement containing the terminal illness diagnosis, the expected date of death and the date the terminal illness was initially diagnosed. The amount surrendered must be paid directly to you.

Original Contract:

Contingent events

•	Surrenders you make if you or the annuitant are confined to a hospital or nursing home and have been for the prior 60 days. Your contract will include this provision when you and the annuitant are under age 76 at contract issue. You must provide proof satisfactory to us of the confinement as of the date you request the surrender.

•	Surrenders you make if you or the annuitant are diagnosed in the second or later contract years as disabled with a medical condition that with reasonable medical certainty will result in death within 12 months or less from the date of the diagnosis. You must provide us with a licensed physician’s statement containing the terminal illness diagnosis and the date the terminal illness was initially diagnosed.

Both Contracts:
Surrender charge under Annuity Payout Plan E — Payouts for a specified period: If you are receiving variable annuity payments under this annuity payout plan, you can choose to take a surrender. The amount that you can surrender is the present value of any remaining variable payouts. The discount rate we use in the calculation will be 5.17% for the assumed investment return of 3.5% and 6.67% for the assumed investment return of 5.0%. The surrender charge equals the present value of the remaining payouts using the assumed investment return minus the present value of the remaining payouts using the discount rate. (See “Charges — Surrender Charge” and “The Annuity Payout Period — Annuity Payout Plans.”)

Possible group reductions: In some cases we may incur lower sales and administrative expenses due to the size of the group, the average contribution and the use of group enrollment procedures. In such cases, we may be able to reduce or eliminate the contract administrative and surrender charges. However, we expect this to occur infrequently.

FUND FEES AND EXPENSES
There are deductions from and expenses paid out of the assets of the funds that are described in the prospectuses for those funds. (See “Annual Operating Expenses of the Funds.”)

PREMIUM TAXES
Certain state and local governments impose premium taxes on us (up to 3.5%). These taxes depend upon your state of residence or the state in which the contract was issued. Currently, we deduct any applicable premium tax on the annuitization start date, but we reserve the right to deduct this tax at other times such as when you make purchase payments or when you make a full surrender from your contract.

OPTIONAL LIVING BENEFIT CHARGES

SECURESOURCE STAGES 2 RIDER CHARGE
We deduct an annual charge for this optional feature only if you select it. The current annual charges are:

•	SecureSource Stages 2 — Single Life rider, 0.95%

•	SecureSource Stages 2 — Joint Life rider, 1.15%

The charge is based on the greater of the benefit base (BB) or the anniversary contract value, but not more than the maximum BB of $10,000,000.

We deduct the charge from your contract value on your contract anniversary. We prorate this charge among all accounts and subaccounts in the same proportion as your interest in each bears to your total contract value. We will modify this prorated approach to comply with state regulations where necessary.

Once you elect the SecureSource Stages 2 rider, you may not cancel it (except as described below), and the charge will continue to be deducted until the contract or rider is terminated or until the contract value reduces to zero. If the contract or rider is terminated for any reason, we will deduct the charge, adjusted for the number of calendar days coverage was in place since we last deducted the charge.

Currently the SecureSource Stages 2 rider fee does not vary with the PN program investment option selected; however, we reserve the right to vary the rider fee for each investment option. The SecureSource Stages 2 — Single Life rider fee will not exceed a maximum of 1.75%. The SecureSource Stages 2 — Joint Life rider fee will not exceed a maximum of 2.25%.

RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS 47

The following describes how your annual rider fee may increase:

1.	We may increase the annual rider fee at our discretion and on a nondiscriminatory basis. Your annual rider fee will increase if we declare an increase to the fee with written notice 30 days in advance except as described below. The new fee will be in effect on the date we declare in the written notice.

(A)	You can decline this increase and therefore all future fee increases if we receive your written request prior to the date of the fee increase, in which case you permanently relinquish:

(i)	all future annual step-ups, and for the Joint Life rider, spousal continuation step-ups,

(ii)	any ability to make additional purchase payments,

(iii)	any future rider credits, and the credit base (CB) will be permanently reset to zero,

(iv)	any increase to the lifetime payment percentage due to changing age bands on subsequent birthdays and rider anniversaries, and

(v)	the ability to change your investment option to one that is more aggressive than your current investment option. Any change to a less aggressive investment option will further limit the investment options available to the then current and less aggressive investment options.

(B)	You can terminate this rider if your annual rider fee after any increase is more than 0.25 percentage points higher than your fee before the increase and if we receive your written request to terminate the rider prior to the date of the fee increase.

2.	Your annual rider fee may increase if you elect to change to a more aggressive investment option than your current investment option and if the new investment option has a higher current annual rider fee. The annual rider fees associated with the available investment option may change at our discretion, however these changes will not apply to this rider unless you change your current investment option to a more aggressive one. The new fee will be in effect on the valuation date we receive your written request to change your investment option. You cannot decline this type of fee increase. To avoid it, you must stay in the same investment option or move to a less aggressive one. Also, this type of fee increase does not allow you to terminate the rider.

If your rider fee increases, on the next contract anniversary, we will calculate an average rider fee, for the preceding contract year only, that reflects the various different fees that were in effect that year, adjusted for the number of calendar days each fee was in effect.

The fee does not apply after the annuitization start date.

ACCUMULATION PROTECTOR BENEFIT RIDER FEE
We deduct an annual charge of 1.50%(1) of the greater of your contract value or the minimum contract accumulation value on your contract anniversary for this optional benefit only if you select it. A request for an elective step up or the elective spousal continuation step up received on or after Oct. 20, 2012 for the Current Contract and on or after April 29, 2013 for the Original Contract, will increase the rider fee to 1.75% and the new rate will be charged for the entire contract year. We deduct the charge from the contract value on the contract anniversary. For contract applications signed on or after May 3, 2010, we prorate this charge among all accounts and the subaccounts in the same proportion as your interest in each bears to your total contract value. For contract applications signed prior to June 1, 2009, the charge will be prorated among the GPAs, the one-year fixed account and the subaccounts. We will modify this prorated approach to comply with state regulations where necessary.

Once you elect the Accumulation Protector Benefit rider, you may not cancel it and the charge will continue to be deducted until the end of the waiting period. If the contract or rider is terminated for any reason, we will deduct the charge, adjusted for the number of calendar days coverage was in place since we last deducted the charge.

Currently, the Accumulation Protector Benefit rider fee does not vary with the PN program investment option selected; however, we reserve the right to vary the rider fee for each PN program investment option. The Accumulation Protector Benefit rider charge will not exceed a maximum of 1.75%.

We may change the rider fee at our discretion and on a nondiscriminatory basis.

We will not change the Accumulation Protector Benefit rider fee in effect on your contract after the rider effective date unless:

(a)	you choose the annual elective step up or elective spousal continuation step up after we have exercised our rights to increase the rider fee; or

(b)	you change your PN program investment option after we have exercised our rights to increase the rider fee or vary the rider fee for each PN program investment option.

 48  RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS

If you change your PN program investment option after we have exercised our rights to increase the rider fee as described above, you will pay the fee that is in effect on the valuation date we receive your written request to step up or change your investment option. Currently, we waive our right to increase the rider fee if you change your PN program investment option.

The fee does not apply after the annuitization start date.

(1)	For contract applications signed prior to Oct. 4, 2010 and for elective step ups or the elective spousal continuation step ups on or after Oct. 20, 2012, the following charges apply:

	Initial annual rider fee	Current rider fee for
	and fee for elective step ups	elective step ups
	before 10/20/12	on or after 10/20/12
	(Current Contract)	(Current Contract)
	and before 4/29/13	or on or after 4/29/13
For applications signed:	(Original Contract)	(Original Contract)

prior to Jan. 26, 2009	0.55%	1.75%

Jan. 26, 2009 – May 31, 2009	0.80%	1.75%

May 3, 2010 – July 18, 2010	0.95%	1.75%

July 19, 2010 – Oct. 3, 2010	1.10%	1.75%

Oct. 4, 2010 through Dec. 31, 2010	1.50%	1.75%

SECURESOURCE RIDER FEE
We deduct a charge based on the greater of the contract anniversary value or the total Remaining Benefit Amount (RBA) for this optional feature only if you select it as follows:

•	SecureSource – Single Life rider, 1.10%(1);

•	SecureSource – Joint Life rider, 1.40%(1).

We deduct the charge from your contract value on your contract anniversary. We prorate this charge among the GPAs, the fixed account and the subaccounts in the same proportion as your interest in each bears to your total contract value. We will modify this prorated approach to comply with state regulations where necessary.

Once you elect a SecureSource rider, you may not cancel it and the charge will continue to be deducted until the contract or rider is terminated, or the contract value reduces to zero. If the contract or rider is terminated for any reason, we will deduct the charge from the proceeds payable adjusted for the number of calendar days coverage was in place since we last deducted the charge. If the RBA reduces to zero but the contract value has not been depleted, you will continue to be charged.

Currently the SecureSource rider fee does not vary with the PN program investment option selected; however, we reserve the right to vary the rider fee for each PN program investment option. The SecureSource – Single Life rider charge will not exceed a maximum charge of 2.00%(2). The SecureSource – Joint Life rider fee will not exceed a maximum fee of 2.50%(2).

We may increase the rider fee at our discretion and on a nondiscriminatory basis.

We will not change the SecureSource rider fee in effect on your contract after the rider effective date unless:

(a)	you choose the annual elective step up or the elective spousal continuation step up after we have exercised our rights to increase the rider fee; or

(b)	you elect to change your PN program investment option after we have exercised our rights to increase the rider fee or vary the rider fee for each PN program investment option.

If you choose the elective step up, the elective spousal continuation step up, or change your PN program investment option after we have exercised our rights to increase the rider fee as described above, you will pay the fee that is in effect on the valuation date we receive your written request to step up or change your PN program investment option. On the next contract anniversary, we will calculate an average rider fee, for the preceding contract year only, that reflects the various different charges that were in effect that year, adjusted for the number of calendar days each fee was in effect.

The charge does not apply after annuitization start date.

(1)	For contract applications signed on or after June 1, 2008, but prior to Jan. 26, 2009, the current fee is 0.75% for Single Life rider and 0.95% for Joint Life rider. For contract applications signed prior to June 1, 2008, the current fee is 0.65% for Single Life rider and 0.85% for Joint Life rider.
(2)	For contract applications signed prior to Jan. 26, 2009, the maximum fee is 1.50% for Single Life rider and 1.75% for Joint Life rider.

SECURESOURCE STAGES RIDER FEE
We deduct a charge for this optional feature only if you select it as follows:

•	SecureSource Stages – Single Life rider, 1.10%

•	SecureSource Stages – Joint Life rider, 1.35%

RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS 49

The fee is based on the greater of the benefit base (BB) or the anniversary contract value, but not more than the maximum BB of $10,000,000.

We deduct the charge from your contract value on your contract anniversary. We prorate this charge among all accounts and subaccounts in the same proportion as your interest in each bears to your total contract value. We will modify this prorated approach to comply with state regulations where necessary.

Once you elect the SecureSource Stages rider, you may not cancel it (except as described below), and the charge will continue to be deducted until the contract or rider is terminated, or the contract value reduces to zero. If the contract or rider is terminated for any reason, we will deduct the charge adjusted for the number of calendar days coverage was in place since we last deducted the charge.

Currently the SecureSource Stages rider fee does not vary with the PN program investment option selected; however, we reserve the right to vary the rider fee for each PN program investment option. The SecureSource Stages – Single Life rider fee will not exceed a maximum of 2.00%. The SecureSource Stages – Joint Life rider fee will not exceed a maximum of 2.50%.

The following describes how your annual rider fee may increase:

1.	We may increase the annual rider fee at our discretion and on a nondiscriminatory basis. Your annual rider fee will increase if we declare an increase to the fee with written notice 30 days in advance except as described below. The new fee will be in effect on the date we declare in the written notice.

(A)	You can decline this increase and therefore all future fee increases if we receive your written request prior to the date of the fee increase, in which case you permanently relinquish:

(i)	all future annual step-ups, and for the Joint Life rider, spousal continuation step-ups, any ability to make additional purchase payments,

(ii)	any future rider credits, and the credit base (CB) will be permanently reset to zero,

(iii)	any increase to the lifetime payment percentage due to changing age bands on subsequent birthdays and rider anniversaries, and

(iv)	the ability to change your PN program investment option to one that is more aggressive than your current investment option. Any change to a less aggressive PN program investment option will further limit the PN program investment options available to the then current and less aggressive PN program investment options.

(B)	You can terminate this rider if your annual rider fee after any increase is more than 0.25 percentage points higher than your fee before the increase and if we receive your written request to terminate the rider prior to the date of the fee increase.

2.	Your annual rider fee may increase if you elect to change to a more aggressive PN program investment option than your current PN program investment option and if the new PN program investment option has a higher current annual rider fee. The annual rider fees associated with the available PN program investment options may change at our discretion, however these changes will not apply to this rider unless you change your current PN program investment option to a more aggressive one. The new fee will be in effect on the valuation date we receive your written request to change your PN program investment option. You cannot decline this type of fee increase. To avoid it, you must stay in the same PN program investment option or move to a less aggressive model. Also, this type of fee increase does not allow you to terminate the rider.

If your annual rider fee increases, on the next contract anniversary, we will calculate an average rider fee, for the preceding contract year only, that reflects the various different fees that were in effect that year, adjusted for the number of calendar days each fee was in effect.

The charge does not apply after the annuitization start date.

SECURESOURCE 20 RIDER FEE
We deduct a charge based on the greater of the contract anniversary value or the total Remaining Benefit Amount (RBA) for this optional feature only if you select it as follows:

•	SecureSource 20 – Single Life rider, 1.25%;

•	SecureSource 20 – Joint Life rider, 1.55%.

We deduct the charge from your contract value on your contract anniversary. We prorate this charge among all accounts and subaccounts in the same proportion as your interest in each bears to your total contract value. We will modify this prorated approach to comply with state regulations where necessary.

 50  RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS

Once you elect the SecureSource 20 rider, you may not cancel it (except as described below), and the charge will continue to be deducted until the contract or rider is terminated, or the contract value reduces to zero. If the contract or rider is terminated for any reason, we will deduct the charge from the proceeds payable adjusted for the number of calendar days coverage was in place since we last deducted the fee. If the RBA reduces to zero but the contract value has not been depleted, you will continue to be charged.

Currently the SecureSource 20 rider fee does not vary with the PN program investment option selected; however, we reserve the right to vary the rider fee for each PN program investment option. The SecureSource 20 – Single Life rider fee will not exceed a maximum charge of 2.00%. The SecureSource 20 – Joint Life rider fee will not exceed a maximum charge of 2.50%.

The following describes how your annual rider fee may increase:

1.	We may increase the annual rider fee at our discretion and on a nondiscriminatory basis. Your annual rider fee will increase if we declare an increase to the fee with written notice 30 days in advance except as described below. The new fee will be in effect on the date we declare in the written notice.

(A)	You can decline this increase and therefore all future fee increases if we receive your written request prior to the date of the fee increase, in which case you permanently relinquish:

(i)	all future annual step-ups, and for the Joint Life rider, spousal continuation step-ups,

(ii)	any ability to make additional purchase payments,

(iii)	any pending increase to the ALP due to the 20% credit on the later of the third rider anniversary or the date the ALP is established, and

(iv)	the ability to change your PN program investment option to one that is more aggressive than your current one. Any change to a less aggressive PN program investment option will further limit the PN program investment options available to the then current and less aggressive PN program investment options.

(B)	You can terminate this rider if your annual rider fee increase after any increase is more than 0.25 percentage points higher than your fee before the increase and if we receive your written request to terminate the rider prior to the date of the fee increase.

2.	Your annual rider fee may increase if you elect to change to a more aggressive PN program investment option than your current PN program investment options and if the new PN program investment option has a higher current annual rider fee. The annual rider fees associated with the available PN program investment options may change at our discretion, however these changes will not apply to this rider unless you change your current PN program investment option to a more aggressive one. The new fee will be in effect on the valuation date we receive your written request to change your PN program investment option. You cannot decline this type of fee increase. To avoid it, you must stay in the same PN program investment option or move to a less aggressive PN program investment option. Also, this type of fee increase does not allow you to terminate the rider.

If your annual rider fee increases, on the next contract anniversary, we will calculate an average rider fee, for the preceding contract year only, that reflects the various different fees that were in effect that year, adjusted for the number of calendar days each fee was in effect.

The charge does not apply after the annuitization start date.

GUARANTOR WITHDRAWAL BENEFIT FOR LIFE RIDER FEE(1)
We deduct an annual charge of 0.65% of the greater of the contract anniversary value or the total Remaining Benefit Amount (RBA) for this optional feature only if you select it. We deduct the charge from your contract value on your contract anniversary. We prorate this charge among the GPAs, the fixed account and the subaccounts in the same proportion as your interest in each bears to your total contract value. We will modify this prorated approach to comply with state regulations where necessary.

Once you elect the Guarantor Withdrawal Benefit for Life rider, you may not cancel it and the charge will continue to be deducted until the contract is terminated, or the contract value reduces to zero. If the contract is terminated for any reason or on the annuitization start date, we will deduct the charge from the proceeds payable, adjusted for the number of calendar days coverage was in place since we last deducted the fee. If the RBA goes to zero but the contract value has not been depleted, you will continue to be charged.

Currently the Guarantor Withdrawal Benefit for Life rider fee does not vary with the PN program investment option selected; however, we reserve the right to vary the rider fee for each investment option. The Guarantor Withdrawal Benefit for Life rider fee will not exceed a maximum fee of 1.50%.

We may increase the rider fee at our discretion and on a nondiscriminatory basis.

RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS 51

We will not change the Guarantor Withdrawal Benefit for Life rider fee in effect on your contract after the rider effective date unless:

(a)	you choose the annual elective step up or elective spousal continuation step up after we have exercised our rights to increase the rider fee; or

(b)	you elect to change your PN program investment option after we have exercised our rights to increase the rider fee or vary the rider fee for each investment option.

(1)	See disclosure in Appendix I.

If you choose the elective step up, the elective spousal continuation step up, or change your PN program investment option after we have exercised our rights to increase the rider fee as described above, you will pay the fee that is in effect on the valuation date we receive your written request to step up or change your PN program investment option. On the next contract anniversary, we will calculate an average fee, for the preceding contract year only, that reflects the various different charges that were in effect that year, adjusted for the number of calendar days each fee was in effect.

The charge does not apply after the annuitization start date.

GUARANTOR WITHDRAWAL BENEFIT RIDER FEE(1)
This fee information applies to both Rider A and Rider B (see Appendix J) unless otherwise noted.

We deduct an annual charge of 0.55% of contract value for this optional feature only if you select it. We deduct the charge from your contract value on your contract anniversary. We prorate this charge among the GPAs, the one-year fixed account, and the subaccounts in the same proportion as your interest in each bears to your total contract value. We will modify this prorated approach to comply with state regulations where necessary.

Once you elect the Guarantor Withdrawal Benefit rider, you may not cancel it and the charge will continue to be deducted until the contract is terminated, the contract value reduces to zero or annuity payouts begin. If the contract is terminated for any reason or on the annuitization start date, we will deduct the charge from the proceeds payable adjusted for the number of calendar days coverage was in place since we last deducted the fee. If the Remaining Benefit Amount (RBA) goes to zero but the contract value has not been depleted, you will continue to be charged.

Currently the Guarantor Withdrawal Benefit rider fee does not vary with the PN program investment option selected; however, we reserve the right to vary the rider fee for each PN program investment option. The Guarantor Withdrawal Benefit rider fee will not exceed a maximum charge of 1.50%.

We may increase the rider fee at our discretion and on a nondiscriminatory basis.

We will not change the Guarantor Withdrawal Benefit rider fee in effect on your contract after the rider effective date unless:

(a)	you choose the annual elective step up or elective spousal continuation step up under Rider A after we have exercised our rights to increase the rider fee; or

(b)	you elect to change your PN program investment option after we have exercised our rights to increase the rider fee or vary the rider fee for each PN program investment option.

If you choose the annual or spousal continuation elective step up or change your PN program investment option after we have exercised our rights to increase the rider fee as described above, you will pay the fee that is in effect on the valuation date we receive your written request to step up or change your PN program investment option. On the next contract anniversary, we will calculate an average rider fee, for the preceding contract year only, that reflects the various different charges that were in effect that year, adjusted for the number of calendar days each fee was in effect.

The charge does not apply after the annuitization start date.

(1)	See disclosure in Appendix J.

INCOME ASSURER BENEFIT RIDER FEE
We deduct a charge for this optional feature only if you selected it. We determine the charge by multiplying the guaranteed income benefit base by the charge for the Income Assurer Benefit rider you select. There are three Income Assurer Benefit

 52  RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS

rider options available under your contract (see “Optional Benefits — Income Assurer Benefit Riders”) and each has a different guaranteed income benefit base calculation. The charge for each Income Assurer Benefit rider is as follows:

	Maximum	Current

Income Assurer Benefit – MAV	1.50%	0.30	%(1)

Income Assurer Benefit – 5% Accumulation Benefit Base	1.75	0.60	(1)

Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base	2.00	0.65	(1)

(1)	For applications signed prior to Oct. 7, 2004, the following current annual rider charges apply: Income Assurer Benefit – MAV — 0.55%, Income Assurer Benefit — 5% Accumulation Benefit Base — 0.70%; and Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base — 0.75%.

We deduct the charge from the contract value on your contract anniversary. We prorate this charge among the GPAs, the one-year fixed account and the subaccounts in the same proportion your interest in each account bears to your total contract value. We will modify this prorated approach to comply with state regulations where necessary. If the contract is terminated for any reason or on the annuitization start date, we will deduct the fee from the proceeds payable adjusted for the number of calendar days coverage was in place since we last deducted the fee.

Currently the Income Assurer Benefit rider fee does not vary with the PN program investment option selected; however, we reserve the right to increase this fee and/or vary the rider fee for each PN program investment option but not to exceed the maximum fees shown above. We cannot change the Income Assurer Benefit fee after the rider effective date, unless you change your PN program investment option after we have exercised our rights to increase the fee and/or charge a separate fee for each PN program investment option. If you choose to change your PN program investment option after we have exercised our rights to increase the rider fee, you will pay the fee that is in effect on the valuation date we receive your written request to change your PN program investment option. On the next contract anniversary, we will calculate an average rider fee, for the preceding contract year only, that reflects the various different charges that were in effect that year, adjusted for the number of calendar days each fee was in effect.

For an example of how each Income Assurer Benefit rider fee is calculated, see Appendix K.

OPTIONAL DEATH BENEFIT CHARGES

BENEFIT PROTECTOR DEATH BENEFIT RIDER FEE
We deduct a charge for the optional feature only if you select it. If selected, we deduct 0.25% of your contract value on your contract anniversary. We prorate this fee among all accounts and subaccounts in the same proportion your interest in each account bears to your total contract value. We will modify this prorated approach to comply with state regulations where necessary.

For the Current Contract, on the annuitization start date and if the contract is terminated for any reason except your election to terminate the rider during the 30 day window after certain anniversaries, we will deduct the fee from the contract value adjusted for the number of calendar days coverage was in place during the contract year. For the Original Contract, on the annuitization start date and if the contract is terminated for any reason other than death, we will deduct the fee from the contract value adjusted for the number of calendar days coverage was in place since we last deducted the fee.

We cannot increase this annual charge after the rider effective date.

BENEFIT PROTECTOR PLUS DEATH BENEFIT RIDER FEE
We deduct a charge for the optional feature only if you select it. If selected, we deduct 0.40% of your contract value on your contract anniversary. We prorate this fee among all accounts and subaccounts in the same proportion your interest in each account bears to your total contract value. We will modify this prorated approach to comply with state regulations where necessary.

For the Current Contract, on the annuitization start date and if the contract is terminated for any reason except your election to terminate the rider during the 30 day window after certain anniversaries, we will deduct the fee from the contract value adjusted for the number of calendar days coverage was in place during the contract year.

For the Original Contract, on the annuitization start date and if the contract is terminated for any reason other than death, we will deduct the fee from the contract value adjusted for the number of calendar days coverage was in place since we last deducted the fee.

We cannot increase this annual charge after the rider effective date.

RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS 53

Valuing Your Investment

We value your accounts as follows:

GPAs
We value the amounts you allocate to the GPAs directly in dollars. The value of the GPAs equals:

•	the sum of your purchase payments and transfer amounts allocated to the GPAs;

•	plus any purchase payment credits allocated to the GPAs;

•	plus interest credited;

•	minus the sum of amounts surrendered (including any applicable surrender charges) and amounts transferred out;

•	minus any prorated portion of the contract administrative charge; and

•	minus the prorated portion of the fee for any of the following optional benefits you have selected:

– SecureSource series of riders;

– Accumulation Protector Benefit rider;

– Guarantor Withdrawal Benefit for Life rider;

– Guarantor Withdrawal Benefit rider;

– Income Assurer Benefit rider;

– Benefit Protector rider; or

– Benefit Protector Plus rider.

THE FIXED ACCOUNT
We value the amounts you allocate to the fixed account directly in dollars. The value of the fixed account equals:

•	Current Contract: the sum of your purchase payments and any purchase payment credits allocated to the regular fixed account and the Special DCA fixed account, and transfer amounts to the regular fixed account (including any positive or negative MVA on amounts transferred from the GPAs);

•	Original Contract: the sum of your purchase payments and any purchase payment credits allocated to the one-year fixed account (if included) and the DCA fixed account (if included), and transfer amounts to the one-year fixed account (including any positive or negative MVA on amounts transferred from the GPAs);

•	plus interest credited;

•	minus the sum of amounts surrendered (including any applicable surrender charges) and amounts transferred out;

•	minus any prorated portion of the contract administrative charge; and

•	minus the prorated portion of the fee for any of the following optional benefits you have selected:

– SecureSource series of riders;

– Accumulation Protector Benefit rider;

– Guarantor Withdrawal Benefit for Life rider;

– Guarantor Withdrawal Benefit rider;

– Income Assurer Benefit rider;

– Benefit Protector rider; or

– Benefit Protector Plus rider.

SUBACCOUNTS
We convert amounts you allocated to the subaccounts into accumulation units. Each time you make a purchase payment or transfer amounts into one of the subaccounts or we apply any purchase payment credits, we credit a certain number of accumulation units to your contract for that subaccount. Conversely, we subtract a certain number of accumulation units from your contract each time you take a partial surrender; transfer amounts out of a subaccount; or we assess a contract administrative charge, a surrender charge, or fee for any optional contract riders with annual charges (if applicable).

The accumulation units are the true measure of investment value in each subaccount during the accumulation period. They are related to, but not the same as, the net asset value of the fund in which the subaccount invests. The dollar value of each accumulation unit can rise or fall daily depending on the variable account expenses, performance of the fund and on certain fund expenses.

 54  RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS

Here is how we calculate accumulation unit values:

Number of units: To calculate the number of accumulation units for a particular subaccount, we divide your investment by the current accumulation unit value.

Accumulation unit value: The current accumulation unit value for each subaccount equals the last value times the subaccount’s current net investment factor.

We determine the net investment factor by:

•	adding the fund’s current net asset value per share, plus the per share amount of any accrued income or capital gain dividends to obtain a current adjusted net asset value per share; then

•	dividing that sum by the previous adjusted net asset value per share; and

•	subtracting the percentage factor representing the mortality and expense risk fee and the variable account administrative charge from the result.

Because the net asset value of the fund may fluctuate, the accumulation unit value may increase or decrease. You bear all the investment risk in a subaccount.

Factors that affect subaccount accumulation units: Accumulation units may change in two ways — in number and in value.

The number of accumulation units you own may fluctuate due to:

•	additional purchase payments you allocate to the subaccounts;

•	any purchase payment credits allocated to the subaccounts;

•	transfers into or out of the subaccounts (including any positive or negative MVA on amounts transferred from the GPAs);

•	partial surrenders;

•	surrender charges;

and the deduction of a prorated portion of:

•	the contract administrative charge; and

•	the fee for any of the following optional benefits you have selected:

– SecureSource series of riders;

– Accumulation Protector Benefit rider;

– Guarantor Withdrawal Benefit for Life rider;

– Guarantor Withdrawal Benefit rider;

– Income Assurer Benefit rider;

– Benefit Protector rider; or

– Benefit Protector Plus rider.

Accumulation unit values will fluctuate due to:

•	changes in fund net asset value;

•	fund dividends distributed to the subaccounts;

•	fund capital gains or losses;

•	fund operating expenses; and

•	mortality and expense risk fee and the variable account administrative charge.

Making the Most of Your Contract

AUTOMATED DOLLAR-COST AVERAGING
Currently, you can use automated transfers to take advantage of dollar-cost averaging (investing a fixed amount at regular intervals). For example, for the Original Contract, you might transfer a set amount monthly from a relatively conservative subaccount to a more aggressive one, or to several others, or from the one-year fixed account or one-year GPA to one or more subaccounts. Automated transfers are not available for GPA terms of two or more years. You can also obtain the benefits of dollar-cost averaging by setting up regular automatic SIP payments or by establishing an interest sweep strategy. Interest sweeps are a monthly transfer of the interest earned from the one-year fixed account or one-year GPA into the subaccounts of your choice. If you participate in an interest sweep strategy the interest you earn on the one-year fixed account or one-year GPA will be less than the annual interest rate we apply because there will be no compounding. For the Current Contract, you might transfer a set amount monthly from a relatively conservative subaccount to a more aggressive one, or to several others, or from the regular fixed account to one or more subaccounts. You may not set up an automated transfer to or from the GPAs

RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS 55

or set up an automated transfer to the regular fixed account. You can also obtain the benefits of dollar-cost averaging by setting up regular automatic SIP payments. The Current Contract does not allow an interest sweep strategy.

There is no charge for dollar-cost averaging.

This systematic approach can help you benefit from fluctuations in accumulation unit values caused by fluctuations in the market values of the funds. Since you invest the same amount each period, you automatically acquire more units when the market value falls and fewer units when it rises. The potential effect is to lower your average cost per unit.

How dollar-cost averaging works

					Number
By investing an equal number			Amount	Accumulation	of units
of dollars each month...		Month	invested	unit value	purchased

		Jan	$100	$20	5.00

		Feb	100	18	5.56

you automatically buy		Mar	100	17	5.88

more units when the	è	Apr	100	15	6.67

per unit market price is low...		May	100	16	6.25

		Jun	100	18	5.56

		Jul	100	17	5.88

and fewer units		Aug	100	19	5.26

when the per unit	è	Sept	100	21	4.76

market price is high.		Oct	100	20	5.00

You paid an average price of $17.91 per unit over the 10 months, while the average market price actually was $18.10.

Dollar-cost averaging does not guarantee that any subaccount will gain in value nor will it protect against a decline in value if market prices fall. Because dollar-cost averaging involves continuous investing, your success will depend upon your willingness to continue to invest regularly through periods of low price levels. Dollar-cost averaging can be an effective way to help meet your long-term goals. For specific features contact your investment professional.

Dollar-cost averaging as described in this section is not available when the PN program is in effect. However, subject to certain restrictions, dollar-cost averaging is available through the Special DCA fixed account (Current Contract) and the DCA fixed account (Original Contract). See the “Special DCA Fixed Account”, “DCA Fixed Account” and “Portfolio Navigator Program” sections in this prospectus for details.

ASSET REBALANCING
You can ask us in writing to automatically rebalance the subaccount portion of your contract value either quarterly, semiannually, or annually. The period you select will start to run on the date we record your request. On the first valuation date of each of these periods, we automatically will rebalance your contract value so that the value in each subaccount matches your current subaccount percentage allocations. These percentage allocations must be in whole numbers. There is no charge for asset rebalancing. The contract value must be at least $2,000.

You can change your percentage allocations or your rebalancing period at any time by contacting us in writing. We will restart the rebalancing period you selected as of the date we record your change. You also can ask us in writing to stop rebalancing your contract value. You must allow 30 days for us to change any instructions that currently are in place. For more information on asset rebalancing, contact your investment professional.

Different rules apply to asset rebalancing under the PN program (see “Portfolio Navigator Program” below and “Appendix H — Asset Allocation Program for Contracts with Applications Signed Before May 1, 2006”).

As long as you are not participating in a PN program, asset rebalancing is available for use with the Special DCA fixed account (Current Contract) and the DCA fixed account (Original Contract) (see “Special DCA Fixed Account” and “DCA Fixed Account”) only if your subaccount allocation for asset rebalancing is exactly the same as your subaccount allocation for transfers from the Special DCA fixed account and the DCA fixed account. If you change your subaccount allocations under the asset rebalancing program or the Special DCA fixed account and the DCA fixed account, we will automatically change the subaccount allocations so they match. If you do not wish to have the subaccount allocation be the same for the asset rebalancing program and the Special DCA fixed account and the DCA fixed account, you must terminate the asset rebalancing program or the Special DCA fixed account and the DCA fixed account, as you may choose.

 56  RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS

PORTFOLIO NAVIGATOR PROGRAM (PN program)
Under the PN program for the living benefit riders, your contract value is allocated to a PN program investment option (except as described in the next paragraph). The PN program investment options are currently five funds of funds, each of which invests in underlying funds in proportions that vary among the funds of funds in light of each fund of funds’ investment objective (“Portfolio Navigator funds”). The PN program is available for both nonqualified and qualified annuities.

The PN program also allows those who participated in a previous version of the PN program and who previously opted out of the transfer of their contract value to Portfolio Navigator funds to remain invested in accordance with a “static” PN program model portfolio investment option that is not subject to updating or reallocation. For more information on the static model portfolios, see “The static model portfolios” below.

You are required to participate in the PN program if your contract includes optional living benefit riders. If your contract does not include one of these riders, you may not participate in the PN program; but you may choose to allocate your contract value to one or more of the Portfolio Navigator funds without being in the PN program. You should review any PN program information, including the prospectus for the funds of funds, carefully. Your investment professional can provide you with additional information and can answer questions you may have on the PN program.

The Portfolio Navigator funds. Each of the Portfolio Navigator funds is a fund of funds with the investment objective of seeking a high level of total return consistent with a certain level of risk by investing in various underlying funds. The funds of funds have objectives ranging from Conservative to Aggressive, and are managed within asset class allocation targets and with a broad multi-manager approach. Columbia Management Investment Advisers is the investment adviser of each of the funds of funds, and Columbia Management Investment Advisers or an affiliate is the investment adviser of each of the underlying funds in which the funds of funds invest. Morningstar Associates, LLC serves as an independent consultant to Columbia Management Investment Advisers to provide recommendations regarding portfolio construction and ongoing analysis of the funds of funds. Neither Columbia Management Investment Advisers nor Morningstar Associates, LLC serves as your investment adviser as to the allocation of your contract value under the PN program (regardless of whether you have selected a PN program investment option or have chosen to remain in a static model portfolio). Some of the underlying funds are managed on a day-to-day basis directly by Columbia Management Investment Advisers and some are managed by one or more affiliated or unaffiliated sub-advisers, subject to the oversight of Columbia Management Investment Advisers and the fund’s board of trustees.

Below are the target asset allocation weights (between equity and fixed income/cash underlying funds) for each of the funds of funds:

1. Variable Portfolio – Aggressive Portfolio: 80% Equity / 20% Fixed Income

2. Variable Portfolio – Moderately Aggressive Portfolio: 65% Equity / 35% Fixed Income

3. Variable Portfolio – Moderate Portfolio: 50% Equity / 50% Fixed Income

4. Variable Portfolio – Moderately Conservative Portfolio: 35% Equity / 65% Fixed Income

5. Variable Portfolio – Conservative Portfolio: 20% Equity / 80% Fixed Income

Fund of funds conflicts of interest. In providing investment advisory services for the funds of funds and the underlying funds in which the funds of funds invest, Columbia Management Investment Advisers is, together with its affiliates, including us, subject to competing interests that may influence its decisions. These competing interests typically arise because Columbia Management Investment Advisers or one of its affiliates serves as the investment adviser to the underlying funds and may provide other services in connection with such underlying funds, and because the compensation we and our affiliates receive for providing these investment advisory and other services varies depending on the underlying fund. For additional information about the conflicts of interest to which Columbia Management Investment Advisers and its affiliates are subject, see the funds of funds prospectus.

The static model portfolios. If you have chosen to remain invested in a “static” PN program model portfolio investment option, your assets will remain invested in accordance with your current model portfolio, and you will not be provided with any updates to the model portfolio or reallocation recommendations. (The last such reallocation recommendation was provided in 2009.) Each model portfolio consists of underlying funds and/or any GPAs (if included) according to the allocation percentages stated for the model portfolio. If you are participating in the PN program through a model portfolio, you instruct us to automatically rebalance your contract value quarterly in order to maintain alignment with these allocation percentages.

If you own a contract with a living benefit rider which requires you to participate in the PN program and have chosen to remain in a PN program model portfolio, you may in the future transfer the assets in your contract only to one of the fund of funds investment options. If you begin taking income from your contract and have a living benefit rider that requires a move

RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS 57

to a certain model portfolio once you begin taking income, you will be transferred to the fund of funds that corresponds to that model portfolio.

Special rules apply to the GPAs if they are included in a model portfolio. Under these rules:

•	no MVA will apply when rebalancing occurs within a specific model portfolio (but an MVA may apply if you elect to transfer to a fund of funds);

•	no MVA will apply when you elect an annuity payout plan while your contract value is invested in a model portfolio. (See “Guarantee Period Accounts — Market Value Adjustment.”)

If you choose to remain in a static model portfolio, the investments and investment styles and policies of the underlying funds in which your contract value is invested may change. Accordingly, your model portfolio may change so that it is no longer appropriate for your needs, even though your allocations to underlying funds do not change. Furthermore, the absence of periodic updating means that existing underlying funds will not be replaced as may be appropriate due to poor performance, changes in management personnel, or other factors.

Although the model portfolios are no longer maintained on an ongoing basis, the asset allocations in the model portfolios may have been affected by conflicts of interest similar to those to which the funds of funds are subject. Certain of the underlying funds in the model portfolios are managed by Columbia Management Investment Advisers or an affiliate while others are not, and we or our affiliate had an incentive to specify greater allocation percentages for the affiliated underlying funds.

Participating in the PN program. You are responsible for determining which investment option is best for you. Your investment professional can help you make this determination. In addition, your investment professional may provide you with an investor questionnaire, a tool to help define your investing style that is based on factors such as your investment goals, your tolerance for risk and how long you intend to invest. Your responses to the investor questionnaire can help you determine which investment option most closely matches your investing style. While the scoring of the investor questionnaire is objective, there is no guarantee that your responses to the investor questionnaire accurately reflect your tolerance for risk. Similarly, there is no guarantee that the investment option you select or have selected after completing the investor questionnaire is appropriate to your ability to withstand investment risk. RiverSource Life is not responsible for your selection of a specific investment option or your decision to change to a different investment option.

Currently, there are five Portfolio Navigator funds (and under the previous PN program, five static model portfolios investment options), ranging from conservative to aggressive. You may not use more than one investment option at a time.

If you initially allocate qualifying purchase payments to the DCA fixed account (Original Contract) or Special DCA fixed account (Current Contract), when available (see “The Special DCA Fixed Account” and “DCA Fixed Account”), and you are participating in the PN program, we will make monthly transfers in accordance with your instructions from the DCA fixed account (Original Contract) or Special DCA fixed account (Current Contract), into the investment option or model portfolio you have chosen.
You may request a change to your fund of funds (or a transfer from your model portfolio to a fund of funds) up to twice per contract year by written request on an authorized form or by another method agreed to by us. If you make such a change, we may charge you a higher fee for your rider. If your contract includes a SecureSource series rider, we reserve the right to limit the number of changes if required to comply with the written instructions of a fund (see “Market Timing”). If your contract includes the GWB for Life rider or SecureSource series rider, we reserve the right to limit the number of investment options from which you can select, subject to state restrictions.

We reserve the right to change the terms and conditions of the PN program upon written notice to you. This includes but is not limited to the right to:

•	limit your choice of investment options based on the amount of your initial purchase payment;

•	cancel required participation in the program after 30 days written notice;

•	substitute a fund of funds for your model portfolio, if applicable, if permitted under applicable securities law; and

•	discontinue the PN program after 30 days written notice.
Risks. Asset allocation through the PN program does not guarantee that your contract will increase in value nor will it protect against a decline in value if market prices fall. By investing in a fund of funds, you may be able to reduce the volatility in your contract value, but there is no guarantee that this will happen. For additional information about the risks of investing in a Portfolio Navigator funds of funds, see funds of funds prospectus.

Living benefits requiring participation in the PN program:

•	Accumulation Protector Benefit rider: You cannot terminate the Accumulation Protector Benefit rider. As long as the Accumulation Protector Benefit rider is in effect, your contract value must be invested in one of the PN program investment options. For contracts with applications signed on or after Jan. 26, 2009, you cannot select the Aggressive investment option,

 58  RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS

or transfer to the Aggressive investment option while the rider is in effect. The Accumulation Protector Benefit rider automatically ends at the end of the waiting period and you then have the option to cancel your participation in the PN program. At all other times, if you do not want to invest in any of the PN program investment options, you must terminate your contract by requesting a full surrender. Surrender charges and tax penalties may apply. Therefore, you should not select the Accumulation Protector Benefit rider if you do not intend to continue participating in the PN program (as it now exists or as we may modify it in the future) until the end of the waiting period.

•	SecureSource series or Guarantor Withdrawal Benefit for Life riders : The SecureSource series or the Guarantor Withdrawal Benefit for Life riders require that your contract value be invested in one of the PN program investment options for the life of the contract. Subject to state restrictions, we reserve the right to limit the number of investment options from which you can select based on the dollar amount of purchase payments you make. Because you cannot terminate the SecureSource series rider or the Guarantor Withdrawal Benefit for Life rider once you have selected it, you must terminate your contract by requesting a full surrender if you do not want to invest in any of the PN program investment options. Surrender charges and tax penalties may apply. Therefore, you should not select the SecureSource series or Guarantor Withdrawal Benefit for Life rider if you do not intend to continue participating in the PN program (as it now exists or as we may modify it in the future) for the life of the contract.

•	Guarantor Withdrawal Benefit rider: The Guarantor Withdrawal Benefit rider requires that your contract value be invested in one of the PN program investment options for the life of the contract and because you cannot terminate the Guarantor Withdrawal Benefit rider once you have selected it, you must terminate your contract by requesting a full surrender if you do not want to invest in any of the PN program investment options. Surrender charges and tax penalties may apply. Therefore, you should not select the Guarantor Withdrawal Benefit rider if you do not intend to continue participating in the PN program (as it now exists or as we may modify it in the future) for the life of the contract.

•	Income Assurer Benefit rider: The Income Assurer Benefit rider requires that your contract value be invested in one of the PN program investment options for the life of the contract. You can terminate the Income Assurer Benefit rider during the 30-day period after the first rider anniversary and at any time after the expiration of the waiting period. At all other times you cannot terminate the Income Assurer Benefit rider once you have selected it and you must terminate your contract by requesting a full surrender if you do not want to invest in any of the PN program investment options. Surrender charges and tax penalties may apply. Therefore, you should not select the Income Assurer Benefit rider if you do not intend to continue participating in the PN program (as it now exists or as we may modify it in the future) for the life of the contract.

TRANSFERRING AMONG ACCOUNTS
The transfer rights discussed in this section do not apply while the PN program is in effect.

For the Current Contract, you may transfer contract value from any one subaccount, GPAs, the regular fixed account and the Special DCA fixed account to another subaccount before the annuitization start date. For the Original Contract, you may transfer contract value from any one subaccount, GPAs, the one-year fixed account, or the DCA fixed account to another subaccount before the annuitization start date. Certain restrictions apply to transfers involving the GPAs, the regular fixed account and the one-year fixed account. You may not transfer contract value to the Special DCA fixed account or the DCA fixed account. You may not transfer contract value from the Special DCA fixed account or the DCA fixed account except as part of automated monthly transfers.

The date your request to transfer will be processed depends on when we receive it:

•	If we receive your transfer request at our corporate office in good order before the close of business, we will process your transfer using the accumulation unit value we calculate on the valuation date we received your transfer request.

•	If we receive your transfer request at our corporate office in good order at or after the close of business, we will process your transfer using the accumulation unit value we calculate on the next valuation date after we received your transfer request.

There is no charge for transfers. Before making a transfer, you should consider the risks involved in changing investments. Transfers out of the GPAs will be subject to an MVA if done more than 30 days before the end of the guarantee period, unless an exception applies.

We may suspend or modify transfer privileges at any time.

For information on transfers after annuity payouts begin, see “Transfer policies” below.

Transfer policies
Current Contract:

•	Before the annuitization start date, you may transfer contract values between the subaccounts, or from the subaccounts to the GPAs and the regular fixed account at any time. However, if you made a transfer from the regular fixed account to the

RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS 59

subaccounts or the GPAs, took a partial surrender from the fixed account or terminated automated transfers from the Special DCA fixed account, you may not make a transfer from any subaccount or GPA to the regular fixed account for six months following that transfer, partial surrender or termination.

•	You may transfer contract values from the regular fixed account to the subaccounts or the GPAs once a year on or within 30 days before or after the contract anniversary (except for automated transfers, which can be set up at any time for certain transfer periods subject to certain minimums). Transfers from the regular fixed account are not subject to an MVA. You may transfer the entire contract value to the regular fixed account. Subject to state restrictions, we reserve the right to limit transfers to the regular fixed account at any time on a non-discriminatory basis with notification. Transfers out of the regular fixed account, including automated transfers, are limited to 30% of regular fixed account value at the beginning of the contract year(1) or $10,000, whichever is greater. Because of this limitation, it may take you several years to transfer all your contract value from the regular fixed account. You should carefully consider whether the regular fixed account meets your investment criteria before you invest. Subject to state restrictions, we reserve the right to change the percentage allowed to be transferred from the regular fixed account at any time on a non-discriminatory basis with notification.

•	You may transfer contract values from a GPA any time after 60 days of transfer or payment allocation to the account. Transfers made more than 30 days before the end of the guarantee period will receive an MVA, which may result in a gain or loss of contract value, unless an exception applies (see “The Guarantee Period Accounts (GPAs) — Market Value Adjustment (MVA)”).

•	You may not transfer contract values from the subaccounts, the GPAs or the regular fixed account into the Special DCA fixed account. However, you may transfer contract values as automated monthly transfers from the Special DCA fixed account to the subaccounts or the PN program model portfolio or investment option in effect. (See “Special DCA Fixed Account.”)

•	After the annuitization start date, you may not make transfers to or from the GPAs or the fixed account, but you may make transfers once per contract year among the subaccounts. During the annuity payout period, we reserve the right to limit the number of subaccounts in which you may invest. On the annuitization start date, you must transfer all contract value out of your GPAs and Special DCA fixed account.

(1)	All purchase payments and purchase payment credits received into the regular fixed account prior to your transfer request are considered your beginning of contract year value during the first contract year.

Original Contract:

•	Before the annuitization start date, you may transfer contract values between the subaccounts, or from the subaccounts to the GPAs and the one-year fixed account if part of your contract, at any time. However, if you made a transfer from the one-year fixed account to the subaccounts or the GPAs, you may not make a transfer from any subaccount or GPA back to the one-year fixed account for six months following that transfer.

•	You may transfer contract values from the one-year fixed account to the subaccounts or the GPAs once a year on or within 30 days before or after the contract anniversary (except for automated transfers, which can be set up at any time for certain transfer periods subject to certain minimums). Transfers from the one-year fixed account are not subject to an MVA. The amount of contract value transferred to the one-year fixed account cannot result in the value of the one-year fixed account being greater than 30% of the contract value. Transfers out of the one-year fixed account are limited to 30% of one-year fixed account values at the beginning of the contract year or $10,000, whichever is greater. Because of this limitation, it may take you several years to transfer all your contract value from the one-year fixed account. You should carefully consider whether the one-year fixed account meets your investment criteria before you invest. Subject to state restrictions, we reserve the right to further limit transfers to or from the one-year fixed account if the interest rate we are then crediting on new purchase payments allocated to the one-year fixed account is equal to the minimum interest rate stated in the contract.

•	You may transfer contract values from a GPA any time after 60 days of transfer or payment allocation to the account. Transfers made more than 30 days before the end of the guarantee period will receive an MVA, which may result in a gain or loss of contract value, unless an exception applies (see “The Guarantee Period Accounts (GPAs) — Market Value Adjustment (MVA)”).

•	You may not transfer contract values from the subaccounts, the GPAs, or the one-year fixed account into the DCA fixed account. However, you may transfer contract values as automated monthly transfers from the DCA fixed account to any of the investment options available under your contract, subject to investment minimums and other restrictions we may impose on investments in the one-year fixed account and the GPA, as described above. (See “DCA Fixed Account.”)

•	After the annuitization start date, you may not make transfers to or from the GPAs or the fixed account, but you may make transfers once per contract year among the subaccounts. During the annuity payout period, we reserve the right to limit the number of subaccounts in which you may invest. On the annuitization start date, you must transfer all contract value out of your GPAs and DCA fixed account.

 60  RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS

Market Timing
Market timing can reduce the value of your investment in the contract. If market timing causes the returns of an underlying fund to suffer, contract value you have allocated to a subaccount that invests in that underlying fund will be lower too. Market timing can cause you, any joint owner of the contract and your beneficiary(ies) under the contract a financial loss.

Funds available as investment options under the contract that invest in securities that trade in overseas securities markets may be at greater risk of loss from market timing, as market timers may seek to take advantage of changes in the values of securities between the close of overseas markets and the close of U.S. markets. Also, the risks of market timing may be greater for underlying funds that invest in securities such as small cap stocks, high yield bonds, or municipal securities, that may be traded infrequently.

We seek to prevent market timing. Market timing is frequent or short-term trading activity. We do not accommodate short-term trading activities. Do not buy a contract if you wish to use short-term trading strategies to manage your investment. The market timing policies and procedures described below apply to transfers among the subaccounts within the contract. The underlying funds in which the subaccounts invest have their own market timing policies and procedures. The market timing policies of the underlying funds may be more restrictive than the market timing policies and procedures we apply to transfers among the subaccounts of the contract, and may include redemption fees. We reserve the right to modify our market timing policies and procedures at any time without prior notice to you.

Market timing may hurt the performance of an underlying fund in which a subaccount invests in several ways, including but not necessarily limited to:

•	diluting the value of an investment in an underlying fund in which a subaccount invests;

•	increasing the transaction costs and expenses of an underlying fund in which a subaccount invests; and,

•	preventing the investment adviser(s) of an underlying fund in which a subaccount invests from fully investing the assets of the fund in accordance with the fund’s investment objectives.

In order to help protect you and the underlying funds from the potentially harmful effects of market timing activity, we apply the following market timing policy to discourage frequent transfers of contract value among the subaccounts of the variable account:

We try to distinguish market timing from transfers that we believe are not harmful, such as periodic rebalancing for purposes of an asset allocation, dollar-cost averaging and asset rebalancing program that may be described in this prospectus. There is no set number of transfers that constitutes market timing. Even one transfer in related accounts may be market timing. We seek to restrict the transfer privileges of a contract owner who makes more than three subaccount transfers in any 90 day period. We also reserve the right to refuse any transfer request, if, in our sole judgment, the dollar amount of the transfer request would adversely affect unit values.

If we determine, in our sole judgment, that your transfer activity constitutes market timing, we may modify, restrict or suspend your transfer privileges to the extent permitted by applicable law, which may vary based on the state law that applies to your contract and the terms of your contract. These restrictions or modifications may include, but not be limited to:

•	requiring transfer requests to be submitted only by first-class U.S. mail;

•	not accepting hand-delivered transfer requests or requests made by overnight mail;

•	not accepting telephone or electronic transfer requests;

•	requiring a minimum time period between each transfer;

•	not accepting transfer requests of an agent acting under power of attorney;

•	limiting the dollar amount that you may transfer at any one time;

•	suspending the transfer privilege; or

•	modifying instructions under an automated transfer program to exclude a restricted fund if you do not provide new instructions.

Subject to applicable state law and the terms of each contract, we will apply the policy described above to all contract owners uniformly in all cases. We will notify you in writing after we impose any modification, restriction or suspension of your transfer rights.

We cannot guarantee that we will be able to identify and restrict all market timing activity. Because we exercise discretion in applying the restrictions described above, we cannot guarantee that we will be able to restrict all market timing activity. In addition, state law and the terms of some contracts may prevent us from stopping certain market timing activity. Market timing activity that we are unable to identify and/or restrict may impact the performance of the underlying funds and may result in lower contract values.

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In addition to the market timing policy described above, which applies to transfers among the subaccounts within your contract, you should carefully review the market timing policies and procedures of the underlying funds. The market timing policies and procedures of the underlying funds may be materially different than those we impose on transfers among the subaccounts within your contract and may include mandatory redemption fees as well as other measures to discourage frequent transfers. As an intermediary for the underlying funds, we are required to assist them in applying their market timing policies and procedures to transactions involving the purchase and exchange of fund shares. This assistance may include, but not be limited to, providing the underlying fund upon request with your Social Security Number, Taxpayer Identification Number or other United States government-issued identifier, and the details of your contract transactions involving the underlying fund. An underlying fund, in its sole discretion, may instruct us at any time to prohibit you from making further transfers of contract value to or from the underlying fund, and we must follow this instruction. We reserve the right to administer and collect on behalf of an underlying fund any redemption fee imposed by an underlying fund. Market timing policies and procedures adopted by underlying funds may affect your investment in the contract in several ways, including but not limited to:

•	Each fund may restrict or refuse trading activity that the fund determines, in its sole discretion, represents market timing.

•	Even if we determine that your transfer activity does not constitute market timing under the market timing policies described above which we apply to transfers you make under the contract, it is possible that the underlying fund’s market timing policies and procedures, including instructions we receive from a fund may require us to reject your transfer request. For example, while we disregard transfers permitted under any asset allocation, dollar-cost averaging and asset rebalancing programs that may be described in this prospectus, we cannot guarantee that an underlying fund’s market timing policies and procedures will do so. Orders we place to purchase fund shares for the variable account are subject to acceptance by the fund. We reserve the right to reject without prior notice to you any transfer request if the fund does not accept our order.

•	Each underlying fund is responsible for its own market timing policies, and we cannot guarantee that we will be able to implement specific market timing policies and procedures that a fund has adopted. As a result, a fund’s returns might be adversely affected, and a fund might terminate our right to offer its shares through the variable account.

•	Funds that are available as investment options under the contract may also be offered to other intermediaries who are eligible to purchase and hold shares of the fund, including without limitation, separate accounts of other insurance companies and certain retirement plans. Even if we are able to implement a fund’s market timing policies, we cannot guarantee that other intermediaries purchasing that same fund’s shares will do so, and the returns of that fund could be adversely affected as a result.

For more information about the market timing policies and procedures of an underlying fund, the risks that market timing pose to that fund, and to determine whether an underlying fund has adopted a redemption fee, see that fund’s prospectus.

HOW TO REQUEST A TRANSFER OR SURRENDER

 1 By letter

Send your name, contract number, Social Security Number or Taxpayer Identification Number* and signed request for a transfer or surrender to our corporate office:

RiverSource Life Insurance Company
829 Ameriprise Financial Center
Minneapolis, MN 55474

Current Contract:

Minimum amount
Transfers or surrenders: $250 or entire subaccount balance**

Original Contract:

Minimum amount
Transfers or surrenders:  $500 or entire account balance

All Contracts:

Maximum amount
Transfers or surrenders:  Contract value or entire account balance

*	Failure to provide a Social Security Number or Taxpayer Identification Number may result in mandatory tax withholding on the taxable portion of the distribution.
**	The contract value after a partial surrender must be at least $500.

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 2 By automated transfers and automated partial surrenders

Your investment professional can help you set up automated transfers among your subaccounts, regular fixed account (Current Contract), the one-year fixed account (Original Contract) or GPAs or automated partial surrenders from the GPAs, regular fixed account, one-year fixed account, Special DCA fixed account (Current Contract), DCA fixed account (Original Contract) or the subaccounts.

You can start or stop this service by written request or other method acceptable to us.

You must allow 30 days for us to change any instructions that are currently in place.

•	Automated transfers from the one-year fixed account (Original Contact only) to any one of the subaccounts may not exceed an amount that, if continued, would deplete the one-year fixed account within 12 months.

•	Automated transfers from the regular fixed account (Current Contract only) are limited to 30% of the regular fixed account values at the beginning of the contract year or $10,000, whichever is greater.

•	Automated surrenders may be restricted by applicable law under some contracts.

•	You may not make additional purchase payments if automated partial surrenders are in effect.

•	If the PN program is in effect, you are not allowed to set up automated transfers except in connection with a Special DCA fixed account (Current Contract) or DCA fixed account (Original Contract) (see “Special DCA Fixed Account”, “Fixed Account — DCA Fixed Account” and “Making the Most of Your Contract — Portfolio Navigator Program”).

•	Automated partial surrenders may result in income taxes and penalties on all or part of the amount surrendered.

•	If you have one of the SecureSource series of riders, the Guarantor Withdrawal Benefit for Life rider or the Guarantor Withdrawal Benefit rider, you may set up automated partial surrenders up to the benefit amount available for withdrawal under the rider.

Minimum amount

Current Contract:

Transfers or surrenders:	$50

Original Contract:

Transfers or surrenders:	$100 monthly $250 quarterly, semiannually or annually

 3 By phone

Call:
1-800-333-3437

Minimum amount

Current Contract:

Transfers or surrenders:  $250 or entire contract balance

Original Contract:

Transfers or surrenders:  $500 or entire account balance

Maximum amount

Current Contract:

Transfers:                Contract value or entire account balance
Surrenders:                $100,000

Original Contract:

Transfers:                Contract value or entire account balance
Surrenders:                $25,000

We answer telephone requests promptly, but you may experience delays when the call volume is unusually high. If you are unable to get through, use the mail procedure as an alternative.

We will honor any telephone transfer or surrender requests that we believe are authentic and we will use reasonable procedures to confirm that they are. This includes asking identifying questions and recording calls. We will not allow a telephone surrender within 30 days of a phoned-in address change. As long as we follow the procedures, we (and our affiliates) will not be liable for any loss resulting from fraudulent requests.

RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS 63

Telephone transfers and surrenders are automatically available. You may request that telephone transfers and surrenders not be authorized from your account by writing to us.

Surrenders

You may surrender all or part of your contract at any time before the annuitization start date by sending us a written request or calling us. If we receive your surrender request in good order at our corporate office before the close of business, we will process your surrender using the accumulation unit value we calculate on the valuation date we received your surrender request. If we receive your surrender request at our corporate office at or after the close of business, we will process your surrender using the accumulation unit value we calculate on the next valuation date after we received your surrender request. We may ask you to return the contract. You may have to pay a contract administrative charge, surrender charges or any applicable optional rider charges (see “Charges”), federal income taxes and penalties. State and local income taxes may also apply (see “Taxes”). You cannot make surrenders after the annuitization start date except under Variable Annuity Payout Plan E. (See “The Annuity Payout Period — Annuity Payout Plans.”)

Any partial surrenders you take under the contract will reduce your contract value. As a result, the value of your death benefit or any optional benefits you have elected will also be reduced. If you have elected one of the SecureSource series of riders, the Guarantor Withdrawal Benefit for Life rider or the Guarantor Withdrawal Benefit rider and your partial surrenders in any contract year exceed the permitted surrender amount under the terms of the rider, your benefits under the rider may be reduced (see “Optional Benefits”). The first partial surrender request during the first contract year, for the SecureSource Stages 2 rider and any partial surrender request that reverses previous step-ups during the 3-year waiting period or exceeds the amount allowed under the riders and impacts the guarantees provided, will not be considered in good order until we receive a signed Benefit Impact Acknowledgement. This form shows the projected effect of the surrender on the rider benefits or a verbal acknowledgement that you understand and accept the impacts that have been explained to you.

In addition, surrenders you are required to take to satisfy RMDs under the Code may reduce the value of certain death benefits and optional benefits (see “Taxes — Qualified Annuities — Required Minimum Distributions”).

SURRENDER POLICIES
Current Contract:
If you have a balance in more than one account and you request a partial surrender, we will automatically surrender from all your subaccounts, GPAs, the Special DCA fixed account and/or the regular fixed account in the same proportion as your value in each account correlates to your total contract value, unless requested otherwise(1). The minimum contract value after partial surrender is $500.

Original Contract:
If you have a balance in more than one account and you request a partial surrender, we will automatically surrender from all your subaccounts, GPAs, the DCA fixed account and/or the one-year fixed account in the same proportion as your value in each account correlates to your total contract value, unless requested otherwise.(1)

After executing a partial surrender, the value in the one-year fixed account and each GPA and subaccount must be either zero or at least $50.

(1)	If you elected one of the SecureSource series of riders, you do not have the option to request from which account to surrender.

RECEIVING PAYMENT
By regular or express mail:

•	payable to you;

•	mailed to address of record.

NOTE: We will charge you a fee if you request express mail delivery.

Normally, we will send the payment within seven days after receiving your request in good order. However, we may postpone the payment if:

– the surrender amount includes a purchase payment check that has not cleared;

– the NYSE is closed, except for normal holiday and weekend closings;

– trading on the NYSE is restricted, according to SEC rules;

– an emergency, as defined by SEC rules, makes it impractical to sell securities or value the net assets of the accounts; or

– the SEC permits us to delay payment for the protection of security holders.

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TSA — Special Provisions

PARTICIPANTS IN TAX-SHELTERED ANNUITIES
If the contract is intended to be used in connection with an employer sponsored 403(b) plan, additional rules relating to this contract can be found in the annuity endorsement for tax sheltered 403(b) annuities. Unless we have made special arrangements with your employer, the contract is not intended for use in connection with an employer sponsored 403(b) plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). In the event that the employer either by affirmative election or inadvertent action causes contributions under a plan that is subject to ERISA to be made to this contract, we will not be responsible for any obligations and requirements under ERISA and the regulations thereunder, unless we have prior written agreement with the employer. You should consult with your employer to determine whether your 403(b) plan is subject to ERISA.

In the event we have a written agreement with your employer to administer the plan pursuant to ERISA, special rules apply as set forth in the TSA endorsement.

The employer must comply with certain nondiscrimination requirements for certain types of contributions under a TSA contract to be excluded from taxable income. You should consult your employer to determine whether the nondiscrimination rules apply to you.

The Code imposes certain restrictions on your right to receive early distributions from a TSA:

•	Distributions attributable to salary reduction contributions (plus earnings) made after Dec. 31, 1988, or to transfers or rollovers from other contracts, may be made from the TSA only if:

–	you are at least age 59 1/2;

–	you are disabled as defined in the Code;

–	you severed employment with the employer who purchased the contract;

–	the distribution is because of your death;

–	the distribution is due to plan termination; or

–	you are a military reservist.

•	If you encounter a financial hardship (as provided by the Code), you may be eligible to receive a distribution of all contract values attributable to salary reduction contributions made after Dec. 31, 1988, but not the earnings on them.

•	Even though a distribution may be permitted under the above rules, it may be subject to IRS taxes and penalties (see “Taxes”)

•	The above restrictions on distributions do not affect the availability of the amount credited to the contract as of Dec. 31, 1988. The restrictions also do not apply to transfers or exchanges of contract value within the contract, or to another registered variable annuity contract or investment vehicle available through the employer.

Changing the Annuitant

For the Current Contract, if you have a nonqualified annuity and are a natural person (excluding a revocable trust), you may change the annuitant or contingent annuitant if the request is made prior to the annuitization start date and while the existing annuitant or contingent annuitant is living. The change will become binding on us when we receive it. If you and the annuitant are not the same person and the annuitant dies before the annuitization start date, the owner becomes the annuitant unless a contingent annuitant has been previously selected. You may not change the annuitant if you have a qualified annuity or there is non-natural or revocable trust ownership.

For the Original Contract, annuitant changes are not allowed.

Changing Ownership

You may change ownership of your nonqualified annuity at any time by completing a change of ownership form we approve and sending it to our corporate office. We will honor any change of ownership request received in good order that we believe is authentic and we will use reasonable procedures to confirm authenticity. If we follow these procedures, we will not take any responsibility for the validity of the change.

If you have a nonqualified annuity, you may incur income tax liability by transferring, assigning or pledging any part of it. (See “Taxes.”)

If you have a qualified annuity, you may not sell, assign, transfer, discount or pledge your contract as collateral for a loan, or as security for the performance of an obligation or for any other purpose except as required or permitted by the Code.

RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS 65

However, if the owner is a trust or custodian, or an employer acting in a similar capacity, ownership of the contract may be transferred to the annuitant.

Please consider carefully whether or not you wish to change ownership of your annuity contract. If you elected any optional contract features or riders and any owner was not an owner before the change, all owners (including any prior owner who is still an owner after the ownership change) (along with the annuitant for the Original Contract) will be subject to all limitations and/or restrictions of those features or riders just as if they were purchasing a new contract.

If you have an Income Assurer Benefit rider and/or the Benefit Protector Plus rider, the riders will terminate upon transfer of ownership of the annuity contract.

For the Original Contract, our current administrative practice is that if you have the Benefit Protector rider, the owner can choose to terminate the Benefit Protector rider during the 30-day window following the effective date of the ownership change.

For the Current Contract, if you have the Benefit Protector rider, if any owner is older than age 75 immediately following the ownership change, the rider will terminate upon change of ownership. If all owners are younger than age 76, the rider continues unless the owner chooses to terminate it during the 30-day window following the effective date of the ownership change. The Benefit Protector death benefit values may be reset (see “Optional Death Benefits – Benefit Protector Death Benefit Rider”).

For the Current Contract, the death benefit may change due to a change of ownership. If any owner is older than age 85 immediately following the ownership change, the MAV Death Benefit, 5% Accumulation Death Benefit and EDB will terminate, the ROPP Death Benefit will be unavailable, and the Contract Value Death Benefit will apply. If any owner is older than age 79 but all owners are younger than age 86, the MAV Death Benefit, the 5% Accumulation Death Benefit, and the EDB will terminate and the ROPP Death Benefit will apply. If all owners are age 79 or younger, the ROPP Death Benefit, MAV Death Benefit, 5% Accumulation Death Benefit or EDB will continue. The ROPP Death Benefit, MAV Death Benefit, 5% Accumulation Death Benefit and EDB values may be reset (see “Benefits in the Case of Death”). If the death benefit that applies to your contract changes due to an ownership change, the mortality and expense risk fee may change as well (see “Charges – Mortality and Expense Risk Fee”).

The SecureSource series – Joint Life rider, if selected, only allows transfer of the ownership of the annuity contract between covered spouses or their revocable trust(s); no other ownership changes are allowed while this rider is in force, subject to state restrictions. For the SecureSource Stages 2 – Joint Life rider, if ownership is transferred from a covered spouse to their revocable trust(s), the annuitant must be one of the covered spouses. The Accumulation Protector Benefit, the SecureSource – Single Life, the Guarantor Withdrawal Benefit for Life and the Guarantor Withdrawal Benefit riders will continue upon transfer of ownership of the annuity contract and the values may be reset. For SecureSource rider and Guarantor Withdrawal Benefit for Life rider, any ownership change that impacts the guarantees provided will not be considered in good order until we receive a signed Benefit Impact Acknowledgement form showing the projected effect of the ownership change on the rider benefits or a verbal acknowledgement that you understand and accept the impacts that have been explained to you. For the Secure Source Stages 2 – Single Life riders, Secure Source 20 – Single Life and SecureSource Stages – Single Life riders, an ownership change that results in different covered person will terminate the rider, subject to state restrictions. (See “Optional Benefits.”)

Benefits in Case of Death

Current Contract:
(applications signed on or after Nov. 30, 2009, subject to state availability)

We will pay the death benefit, less any purchase payment credits subject to reversal, to your beneficiary upon your death if you die before the annuitization start date while this contract is in force. If a contract has more than one person as the owner, we will pay the benefits upon the first to die of any owner. The basic death benefit available under your contract at contract issue is the ROPP Death Benefit. In addition to the ROPP Death Benefit, we also offer the following optional death benefits at contract issue:

•	MAV Death Benefit;

•	5% Accumulation Death Benefit; or

•	Enhanced Death Benefit.

If it is available in your state and if you are age 79 or younger at contract issue, you can elect any one of the above optional death benefits. If you are age 80 or older at contract issue, the ROPP Death Benefit will apply.

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Once you elect a death benefit, you cannot change it; however the death benefit that applies to your contract may change due to an ownership change (see “Changing Ownership”) or continuation of the contract by the spouse under the spousal continuation provision.

We show the death benefit that applies to your contract at issue on your contract’s data page. The death benefit determines the mortality and expense risk fee that is assessed against the subaccounts. (See “Charges — Mortality and Expense Risk Fee.”)

We will base the benefit paid on the death benefit coverage in effect on the date of your death.

Here are some terms that are used to describe the death benefits:

Adjusted partial surrenders (calculated for ROPP and MAV Death Benefits)	=	PS × DB CV

PS = the amount by which the contract value is reduced as a result of the partial surrender.

DB = the applicable ROPP value or MAV on the date of (but prior to) the partial surrender

CV = contract value on the date of (but prior to) the partial surrender.

Covered Life Change: is either continuation of the contract by a spouse under the spousal continuation provision, or an ownership change where any owner after the ownership change was not an owner prior to the change.

Contract Value Death Benefit (CV Death Benefit): is the death benefit available if any owner after an ownership change or spouse who continues the contract under the spousal continuation provision is over age 85 and therefore cannot qualify for the ROPP death benefit. Under this benefit, we will pay the beneficiary the greater of:

–	the Full Surrender Value, or

–	the contract value after any rider charges have been deducted.

Full Surrender Value: is the contract value immediately prior to the surrender (immediately prior to payment of a death claim for death benefits) less:

•	any surrender charge,

•	pro rata rider charges,

•	the contract charge,

•	any purchase payment credits subject to reversal, and

plus:

•	any positive or negative market value adjustment.

RETURN OF PURCHASE PAYMENTS (ROPP) DEATH BENEFIT

The ROPP Death Benefit is the basic death benefit on the contract that will pay your beneficiaries no less than your purchase payments, and purchase payment credits, adjusted for surrenders. If you die before the annuitization start date and while this contract is in force, the death benefit will be the greatest of:

1.	the contract value after any rider charges have been deducted,

2.	the ROPP Value, or

3.	the Full Surrender Value.

ROPP Value: is the total purchase payments and any purchase payment credits on the contract issue date. Additional purchase payments and purchase payment credits will be added to the ROPP value. Adjusted partial surrenders will be subtracted from the ROPP value.

After a covered life change for a spouse who continues the contract and is age 85 or younger, we reset the ROPP value to the contract value on the date of the continuation after any rider charges have been deducted and after any increase to the contract value due to the death benefit that would otherwise have been paid (without regard to the Full Surrender Value). If the spouse who continues the contract is age 86 or older, the ROPP Death Benefit will terminate and he or she will be eligible for the CV death benefit.

After a covered life change other than for the spouse who continues the contract, if the prior owner and current owners are eligible for the ROPP death benefit we reset the ROPP value on the valuation date we receive your request for the ownership change to the contract value after any rider charges have been deducted, if the contract value is less.

If the prior owner was not eligible for the ROPP but all current owners are eligible, we reset the ROPP value to the contract value after any rider charges have been deducted on the valuation date we receive your request for the ownership change.

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If available in your state and you are age 79 or younger at contract issue, you may select one of the death benefits described below at the time you purchase your contract. The death benefits do not provide any additional benefit before the first contract anniversary and may not be appropriate for certain older issue ages because the benefit values may be limited after age 80. Be sure to discuss with your investment professional whether or not these death benefits are appropriate for your situation.

MAXIMUM ANNIVERSARY VALUE (MAV) DEATH BENEFIT

The MAV Death Benefit provides that if you die while the contract is in force and before the annuitization start date, the death benefit will be the greatest of these values:

1.	contract value after any rider charges have been deducted;

2.	the ROPP value as described above;

3.	the MAV; or

4.	the Full Surrender Value as described above.

The MAV equals the ROPP value prior to the first contract anniversary. Every contract anniversary prior to the earlier of your 81st birthday or your death, we compare the MAV to the current contract value and we reset the MAV to the higher amount. The MAV is increased by any additional purchase payments and any purchase payment credits and reduced by adjusted partial surrenders.

After a covered life change for a spouse who is age 79 or younger and continues the contract, we reset the MAV to the contract value on the date of the continuation after any rider charges have been deducted and after any increase to the contract value due to the death benefit that would otherwise have been paid (without regard to the Full Surrender Value).

After a covered life change other than for a spouse who continues the contract, if all owners are under age 80, we reset the MAV on the valuation date we receive your request for the ownership change to the lesser of these two values:

(a)	the contract value after any rider charges have been deducted, or

(b)	the MAV on that date, but prior to the reset.

If your spouse chooses to continue the contract under the spousal continuation provision, the death benefit available for the spouse’s beneficiaries depends on the spouse’s age. If your spouse was age 79 or younger when the contract was continued, he or she will continue to be eligible for the MAV. If your spouse is over age 79 but younger than age 86 when the contract was continued, he or she will be eligible for the ROPP death benefit. If your spouse is age 86 or older when the contract was continued, he or she will be eligible for the CV death benefit.

5% ACCUMULATION DEATH BENEFIT

The 5% Accumulation Death Benefit provides that if you die while the contract is in force and before the annuitization start date, the death benefit will be the greatest of these values:

1.	contract value after any rider charges have been deducted;

2.	the ROPP value as described above;

3.	the 5% accumulation death benefit floor;

4.	the Full Surrender Value as described above.

The key terms and provisions of the 5% Accumulation Death Benefit are:

5% Accumulation Death Benefit Floor: is equal to the sum of:

1.	the contract value in the Excluded Accounts (currently, regular fixed account and GPAs), if any, and

2.	the variable account floor.

Protected Account Base (PAB) and Excluded Account Base (EAB): Adjustments to variable account floor require tracking amounts representing purchase payments, not previously surrendered, that are allocated or transferred to the Protected Accounts (currently, subaccounts and the Special DCA fixed account) and Excluded Accounts.

–	PAB equals amounts representing purchase payments and any purchase payment credits, not previously surrendered or transferred, that are in the Protected Accounts.

–	EAB equals amounts representing purchase payments and any purchase payment credits, not previously surrendered or transferred, that are in the Excluded Accounts.

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Variable Account Floor: Variable account floor is PAB increased on contract anniversaries prior to the earlier of your 81st birthday or your death.

Net Transfer: If multiple transfers are made on the same valuation day, they are combined to determine the net amount of contract value being transferred between the Protected Accounts and Excluded Accounts. This net transfer amount is used to adjust the EAB, PAB and variable account floor values.

Establishment of Variable Account Floor, PAB and EAB
On the contract date, 1) variable account floor and PAB are established as your initial purchase payment plus any purchase payment credit allocated to the Protected Accounts; and 2) EAB is established as your initial purchase payment plus any purchase payment credit allocated to the Excluded Accounts.

Adjustments to Variable Account Floor, PAB and EAB
Variable account floor, PAB and EAB are adjusted by the following:

1.	When an additional purchase payment is made;

(A)	any payment and any purchase payment credit you allocate to the Protected Accounts are added to PAB and to variable account floor, and

(B)	any payment and any purchase payment credit you allocate to the excluded accounts are added to EAB.

2.	When transfers are made to the Protected Accounts from the Excluded Accounts, we increase PAB and variable account floor, and we reduce EAB.

The amount we deduct from EAB and add to PAB and to variable account floor is calculated for each net transfer using the following formula:

a × b c	where:

a =	the amount the contract value in the Excluded Accounts is reduced by the net transfer

b =	EAB on the date of (but prior to) the transfer

c =	the contract value in the Excluded Accounts on the date of (but prior to) the transfer.

3.	When partial surrenders are made from the Excluded Accounts, we reduce EAB by the same amount as calculated above for transfers from the Excluded Accounts, using surrender amounts in place of transfer amounts. Partial surrenders from Excluded Accounts do not increase PAB.

4.	When transfers are made to the Excluded Accounts from the Protected Accounts, we reduce PAB and variable account floor, and increase EAB.

The amounts we deduct from PAB and variable account floor are calculated for each net transfer using the following formula:

a × b c	where:

a =	the amount the contract value in the Protected Accounts is reduced by the net transfer

b =	the applicable PAB or variable account floor on the date of (but prior to) the transfer

c =	the contract value in the Protected Accounts on the date of (but prior to) the transfer.

  The amount we subtract from PAB is added to EAB.

5.	When partial surrenders are made from the Protected Accounts, we reduce PAB and variable account floor by the same amount as calculated above for transfers from the Protected Accounts, using surrender amounts in place of transfer amounts. Partial surrenders from Protected Accounts do not increase EAB.

6.	After a covered life change for a spouse who continues the contract, variable account floor and PAB are reset to the contract value in the Protected Accounts on the date of continuation. EAB is reset to the contract value in the Excluded Accounts on the date of continuation. The contract value is after any rider charges have been deducted and after any increase to the contract value due to the death benefit that would otherwise have been paid (without regard to the Full Surrender Value).

7.	After a covered life change other than for a spouse who continues the contract, variable account floor, PAB and EAB are reset on the valuation date we receive your written request for the covered life change if all owners are eligible for the 5% Accumulation Death Benefit.

RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS 69

  Variable account floor and PAB are reset to the lesser of A or B where:

A =	the contract value (after any rider charges have been deducted) in the Protected Accounts on that date, and

B =	Variable account floor on that date (but prior to the reset).

  EAB is reset to the lesser of A or B where:

A =	the contract value (after any rider charges have been deducted) in the Excluded Accounts on that date, and

B =	EAB on that date (but prior to the reset).

8.	On a contract anniversary when variable account floor is greater than zero:

(A)	On the first contract anniversary, we increase variable account floor by an amount equal to 5%, multiplied by variable account floor as of 60 days after the contract date.

(B)	On each subsequent contract anniversary prior to the earlier of your 81st birthday or your death, we increase variable account floor by 5%, multiplied by the prior contract anniversary’s variable account floor.

(C)	Any variable account floor increase on contract anniversaries does not increase PAB or EAB.

For contracts issued in New Jersey and Washington state, the cap on the variable account floor is 200% of PAB.

If your spouse chooses to continue the contract under the spousal continuation provision, the death benefit available for the spouse’s beneficiaries depends on the spouse’s age. If your spouse was age 79 or younger when the contract was continued, he or she will continue to be eligible for the 5% Accumulation Death Benefit. If your spouse is over age 79 but younger than age 86 when the contract was continued, he or she will be eligible for the ROPP death benefit. If your spouse is age 86 or older when the contract was continued, he or she will be eligible for the CV Death Benefit.

ENHANCED DEATH BENEFIT

The Enhanced Death Benefit provides that if you die while the contract is in force and before the annuitization start date, the death benefit will be the greatest of these values:

1.	contract value after any rider charges have been deducted;

2.	the ROPP value as described above;

3.	the MAV as described above;

4.	the 5% accumulation death benefit floor as described above; or

5.	the Full Surrender Value as described above.

If your spouse chooses to continue the contract under spousal continuation provision, the death benefit available for the spouse’s beneficiaries depends on the spouse’s age. If your spouse was age 79 or younger when the contract was continued, he or she will continue to be eligible for the Enhanced Death Benefit. If your spouse is over age 79 but younger than age 86 when the contract was continued, he or she will be eligible for the ROPP death benefit. If your spouse is age 86 or older when the contract was continued, he or she will be eligible for the CV Death Benefit.

For an example of how each death benefit is calculated, see Appendix C.

Original Contract:
(applications signed prior to Nov. 30, 2009 or in states where the Current Contract is not available)

We will pay the death benefit, less any purchase payment credits subject to reversal, to your beneficiary upon the earlier of your death or the annuitant’s death. If a contract has more than one person as the owner or annuitant, we will pay the benefits upon the first to die of any owner or the annuitant. The basic death benefit available under your contract at contract issue is the ROP Death Benefit. In addition to the ROP Death Benefit, we also offer the following optional death benefits at contract issue:

•	MAV Death Benefit;

•	5% Accumulation Death Benefit; or

•	Enhanced Death Benefit.

If it is available in your state and if both you and the annuitant are age 79 or younger at contract issue, you can elect any one of the above death benefits. If either you or the annuitant are age 80 or older at contract issue, the ROP Death Benefit will apply. Once you elect a death benefit, you cannot change it. We show the death benefit that applies in your contract on your contract’s data page. The death benefit you select determines the mortality and expense risk fee that is assessed against the subaccounts. (See “Charges — Mortality and Expense Risk Fee.”)

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We will base the benefit paid on the death benefit coverage you chose when you purchased the contract.

Here are some terms used to describe the death benefits:

Adjusted partial surrenders (calculated for ROP and MAV Death Benefits)	=	PS × DB CV

PS	=	the amount by which the contract value is reduced as a result of the partial surrender.
DB	=	the applicable ROP value or MAV on the date of (but prior to) the partial surrender.
CV	=	contract value on the date of (but prior to) the partial surrender.

RETURN OF PURCHASE PAYMENTS (ROP) DEATH BENEFIT

The ROP Death Benefit is the basic death benefit on the contract that will pay your beneficiaries no less than your purchase payments and any purchase payment credits, adjusted for surrenders. If you or the annuitant die before the annuitization start date and while this contract is in force, the death benefit will be the greater of these two values, minus any applicable rider charges:

1. contract value; or

2. total purchase payments and any purchase payment credits applied to the contract minus adjusted partial surrenders.

The ROP Death Benefit will apply unless you select one of the alternative death benefits described immediately below.

If available in your state and both you and the annuitant are age 79 or younger at contract issue, you may select one of the death benefits described below at the time you purchase your contract. The death benefits do not provide any additional benefit before the first contract anniversary and may not be appropriate for certain older issue ages because the benefit values may be limited after age 80. Be sure to discuss with your investment professional whether or not these death benefits are appropriate for your situation.

MAXIMUM ANNIVERSARY VALUE (MAV) DEATH BENEFIT

The MAV Death Benefit provides that if you or the annuitant die while the contract is in force and before the annuitization start date, the death benefit will be the greatest of these three values, minus any applicable rider charges:

1. contract value;

2. total purchase payments and any purchase payment credits applied to the contract minus adjusted partial surrenders; or

3. the MAV on the date of death.

Maximum Anniversary Value (MAV): is zero prior to the first contract anniversary. On the first contract anniversary, we set the MAV as the greater of these two values:

(a) current contract value; or

(b) total purchase payments and any purchase payment credits applied to the contract minus adjusted partial surrenders.

Thereafter, we increase the MAV by any additional purchase payments and any purchase payment credits and reduce the MAV by adjusted partial surrenders. Every contract anniversary after that prior to the earlier of your or the annuitant’s 81st birthday, we compare the MAV to the current contract value and we reset the MAV to the higher amount.

5% ACCUMULATION DEATH BENEFIT

The 5% Accumulation Death Benefit provides that if you or the annuitant die while the contract is in force and before the annuitization start date, the death benefit will be the greatest of these three values, minus any applicable rider charges:

1. contract value;

2. total purchase payments and any purchase payment credits applied to the contract minus adjusted partial surrenders; or

3. the 5% variable account floor.

The key terms and provisions of the 5% Accumulation Death Benefit are:

5% Variable Account Floor: is the sum of the value of the GPAs, the one-year fixed account and the variable account floor. There is no variable account floor prior to the first contract anniversary. On the first contract anniversary, we establish the variable account floor as:

•	the amounts allocated to the subaccounts and the DCA fixed account at issue increased by 5%;

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•	plus any subsequent amounts allocated to the subaccounts and the DCA fixed account;

•	minus adjusted transfers and partial surrenders from the subaccounts or the DCA fixed account.

Thereafter, we continue to add subsequent purchase payments and any purchase payment credits allocated to the subaccounts or the DCA fixed account and subtract adjusted transfers and partial surrenders from the subaccounts or the DCA fixed account. On each contract anniversary after the first, through age 80, we add an amount to the variable account floor equal to 5% of the prior anniversary’s variable account floor. We stop adding this amount after you or the annuitant reach age 81 or after the earlier of your or the annuitant’s death.

5% variable account floor adjusted transfers or partial surrenders	=	PST × VAF SAV

PST	=	the amount by which the contract value in the subaccounts and the DCA fixed account is reduced as a result of the partial surrender or transfer from the subaccounts or the DCA fixed account.
VAF	=	variable account floor on the date of (but prior to) the transfer or partial surrender.
SAV	=	value of the subaccounts and the DCA fixed account on the date of (but prior to) the transfer or partial surrender.

The amount of purchase payments and any purchase payment credits surrendered or transferred from any subaccount or fixed account (if applicable) or GPA account is calculated as (a) times (b) where:

(a)	is the amount of purchase payments and any purchase payment credits in the account or subaccount on the date of but prior to the current surrender or transfer; and

(b)	is the ratio of the amount of contract value transferred or surrendered from the account or subaccount to the value in the account or subaccount on the date of (but prior to) the current surrender or transfer.

For contracts issued in New Jersey, the cap on the variable account floor is 200% of the sum of the purchase payments and any purchase payment credits allocated to the subaccounts and the DCA fixed account that have not been surrendered or transferred out of the subaccounts or DCA fixed account.

NOTE: The 5% variable account floor is calculated differently and is not the same value as the Income Assurer Benefit® 5% variable account floor.

ENHANCED DEATH BENEFIT

The Enhanced Death Benefit provides that if you or the annuitant die while the contract is in force and before the annuitization start date, the death benefit will be the greatest of these four values, minus any applicable rider charges:

1. contract value;

2. total purchase payments and any purchase payment credits applied to the contract minus adjusted partial surrenders;

3. the MAV on the date of death as described above; or

4. the 5% variable account floor as described above.

For an example of how each death benefit is calculated, see Appendix C.

IF YOU DIE BEFORE THE ANNUITIZATION START DATE
When paying the beneficiary, we will process the death claim on the valuation date our death claim requirements are fulfilled. We will determine the contract’s value using the accumulation unit value we calculate on that valuation date. We pay interest, if any, at a rate no less than required by law. We will mail payment to the beneficiary within seven days after our death claim requirements are fulfilled.

Nonqualified annuities
For the Current Contract:
If your spouse is sole beneficiary and you die before the annuitization start date, your spouse may keep the contract as owner with the contract value equal to the death benefit that would otherwise have been paid (without regard to the Full Surrender Value). To do this your spouse must, on the date our death claim requirements are fulfilled, give us written instructions to continue the contract as owner.

There will be no surrender charges on the contract from that point forward unless additional purchase payments are made. If you elected any optional contract features or riders, your spouse will be subject to all limitations and/or restrictions of those features or riders just as if they were purchasing a new contract and the values may be reset. (see “Optional Benefits” and

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“Benefits in the Case of Death”). If the death benefit applicable to the contract changes due to spousal continuation, the mortality and expense risk fee may change as well (see “Charges — Mortality and Expense Risk Fee”).

If your beneficiary is not your spouse, or your spouse does not elect spousal continuation, we will pay the beneficiary in a single sum unless you give us other written instructions. Generally, we must fully distribute the death benefit within five years of your death. However, the beneficiary may receive payouts under any annuity payout plan available under this contract if:

•	the beneficiary asks us in writing within 60 days after the day on which all documents have been received that prove your death has occurred; and

•	payouts begin no later than one year after your death, or other date as permitted by the IRS; and

•	the payout period does not extend beyond the beneficiary’s life or life expectancy.

For the Original Contract:
If your spouse is sole beneficiary and you die before the annuitization start date, your spouse may keep the contract as owner with the contract value equal to the death benefit that would otherwise have been paid. To do this your spouse must, on the date our death claim requirements are fulfilled, give us written instructions to continue the contract as owner.

There will be no surrender charges on the contract from that point forward unless additional purchase payments are made. If you elected any optional contract features or riders, your spouse and the new annuitant (if applicable) will be subject to all limitations and/or restrictions of those features or riders just as if they were purchasing a new contract and the values may be reset. (See “Optional Benefits” and “Optional Death Benefits”.)

If your beneficiary is not your spouse, or your spouse does not elect spousal continuation, we will pay the beneficiary in a single sum unless you give us other written instructions. Generally, we must fully distribute the death benefit within five years of your death. However, the beneficiary may receive payouts under any annuity payout plan available under this contract if:

•	the beneficiary asks us in writing within 60 days after the day on which all documents have been received that prove your death has occurred; and

•	payouts begin no later than one year after your death, or other date as permitted by the IRS; and

•	the payout period does not extend beyond the beneficiary’s life or life expectancy.

Qualified annuities
For the Current Contract:

•	Spouse beneficiary: If you have not elected an annuity payout plan, and if your spouse is the sole beneficiary, your spouse may either elect to treat the contract as his/her own, so long as he or she is eligible to do so, or elect an annuity payout plan or another plan agreed to by us. If your spouse elects a payout option, the payouts must begin no later than the year in which you would have reached age 70 1/2. If you attained age 70 1/2 at the time of death, payouts must begin no later than Dec. 31 of the year following the year of your death.

Your spouse may elect to assume ownership of the contract with the contract value equal to the death benefit that would otherwise have been paid (without regard to the Full Surrender Value). To do this your spouse must, on the date our death claim requirements are fulfilled, give us written instructions to continue the contract as owner. There will be no surrender charges on the contract from that point forward unless additional purchase payments are made. If you elected any optional contract features or riders, your spouse will be subject to all limitations and/or restrictions of those features or riders just as if they were purchasing a new contract and the values may be reset (see “Optional Benefits”, “Optional Death Benefits” and “Benefits in the Case of Death”). If the death benefit applicable to the contract changes due to spousal continuation, the mortality and expense risk fee may change as well (see “Charges — Mortality and Expense Risk Fee”). If your spouse is the sole beneficiary and elects to treat the contract his/her own as an inherited IRA, the SecureSource Stages rider will terminate.

If you purchased this contract as an inherited IRA and your spouse is the sole beneficiary, he or she can elect to continue this contract as an inherited IRA.

If you purchased this contract as an inherited IRA and your spouse is not the sole beneficiary, he or she can elect an alternative payment plan for their share of the death benefit and all optional death benefits and living benefits will terminate. Your spouse must follow the schedule of minimum surrenders established based on your life expectancy.

•	Non-spouse beneficiary: If you have not elected an annuity payout plan, and if death occurs prior to the year you would have attained age 70 1/2, the beneficiary may elect to receive payouts from the contract over a five year period. If your beneficiary does not elect a five year payout or if your death occurs after attaining age 70 1/2, we will pay the beneficiary in a single sum unless the beneficiary elects to receive payouts under any payout plan available under this contract if:

•	the beneficiary asks us in writing within 60 days after the day on which all documents have been received that prove your death has occurred; and

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•	payouts begin no later than one year following the year of your death; and

•	the payout period does not extend beyond the beneficiary’s life or life expectancy.

If a beneficiary elects an alternative payment plan which is an inherited IRA, all optional death benefits and living benefits will terminate. The beneficiary must submit the applicable investment options form or the Portfolio Navigator program enrollment form. No additional purchase payments will be accepted. The death benefit payable on the death of the non-spouse beneficiary is the CV death benefit.

In the event of your beneficiary’s death, their beneficiary can elect to take a lump sum payment or to continue the alternative payment plan following the schedule of minimum surrenders established based on the life expectancy of your beneficiary.

For the Original Contract:

•	Spouse beneficiary: If you have not elected an annuity payout plan, and if your spouse is the sole beneficiary, your spouse may either elect to treat the contract as his/her own, so long as he or she is eligible to do so, or elect an annuity payout plan or another plan agreed to by us. If your spouse elects a payout option, the payouts must begin no later than the year in which you would have reached age 70 1/2. If you attained age 70 1/2 at the time of death, payouts must begin no later than Dec. 31 of the year following the year of your death.

Your spouse may elect to assume ownership of the contract with the contract value equal to the death benefit that would otherwise have been paid. To do this your spouse must, on the date our death claim requirements are fulfilled, give us written instructions to continue the contract as owner. There will be no surrender charges on the contract from that point forward unless additional purchase payments are made. If you elected any optional contract features or riders, your spouse and the new annuitant (if applicable) will be subject to all limitations and/or restrictions of those features or riders just as if they were purchasing a new contract and the values may be reset. (See “Optional Benefits” and “Optional Death Benefits”.)

•	Non-spouse beneficiary: If you have not elected an annuity payout plan, and if death occurs prior to the year you would have attained age 70 1/2, the beneficiary may elect to receive payouts from the contract over a five year period. If your beneficiary does not elect a five year payout or if your death occurs after attaining age 70 1/2, we will pay the beneficiary in a single sum unless the beneficiary elects to receive payouts under any payout plan available under this contract if:

•	the beneficiary asks us in writing within 60 days after the day on which all documents have been received that prove your death has occurred; and

•	payouts begin no later than one year following the year of your death; and

•	the payout period does not extend beyond the beneficiary’s life or life expectancy.

If a beneficiary elects an alternative payment plan which is an inherited IRA, all optional death benefits and living benefits will terminate. The beneficiary must submit the applicable investment options form or the Portfolio Navigator program enrollment form. No additional purchase payments will be accepted. The death benefit payable on the death of the non-spouse beneficiary is the CV death benefit.

In the event of your beneficiary’s death, their beneficiary can elect to take a lump sum payment or to continue the alternative payment plan following the schedule of minimum surrenders established based on the life expectancy of your beneficiary.

•	Annuity payout plan: If you elect an annuity payout plan which guarantees payouts to a beneficiary after death, the payouts to your beneficiary will continue pursuant to the annuity payout plan you elect.

Optional Benefits

The assets held in our general account support the guarantees under your contract, including optional death benefits and optional living benefits. To the extent that we are required to pay you amounts in addition to your contract value under these benefits, such amounts will come from our general account assets. You should be aware that our general account is exposed to the risks normally associated with a portfolio of fixed-income securities, including interest rate, option, liquidity and credit risk. You should also be aware that we issue other types of insurance and financial products as well, and we also pay our obligations under these products from assets in our general account. Our general account is not segregated or insulated from the claims of our creditors. The financial statements contained in the SAI include a further discussion of the risks inherent within the investments of the general account.

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OPTIONAL LIVING BENEFITS

SECURESOURCE STAGES 2 RIDERS

The SecureSource Stages 2 rider is an optional benefit that you can add to your contract for an additional charge. This benefit is intended to provide to you, after the lifetime benefit is established, a specified withdrawal amount annually for life, even if your contract value is zero, subject to the terms and provisions described in this section. Additionally, this benefit offers a credit feature to help in low or poor performing markets and a step up feature to lock in contract anniversary gains.

The SecureSource Stages 2 rider may be appropriate for you if you intend to make periodic withdrawals from your annuity contract after the waiting period and wish to ensure that market performance will not adversely affect your ability to withdraw income over your lifetime. This rider may not be appropriate for you if you do not intend to limit withdrawals to the amount allowed in order to receive the full benefits of the rider.

Your benefits under the rider can be reduced if any of the following occurs:

•	If you take any withdrawals during the 1-year waiting period, the lifetime benefit amount will be determined using percentage B for the appropriate age band as long as rider benefits are payable;

•	If you withdraw more than the allowed withdrawal amount in a contract year, or you take withdrawals before the lifetime benefit is available;

•	If you take a withdrawal and later choose to allocate your contract value to a fund of funds that is more aggressive than the target fund;

•	If the contract value is 20% or more below purchase payments increased by any contract anniversary gains or rider credits and adjusted for withdrawals (see withdrawal adjustment base described below).

The SecureSource Stages 2 rider guarantees that, regardless of investment performance, you may take withdrawals up to the lifetime benefit amount each contract year after the lifetime benefit is established. Your age at the time of the first withdrawal will determine the age band for as long as benefits are payable except as described in the lifetime payment percentage provision.

As long as your total withdrawals during the current year do not exceed the lifetime benefit amount, you will not be assessed a surrender charge. If you withdraw a larger amount, the excess amount will be assessed any applicable surrender charges and benefits will be reduced in accordance with excess withdrawal processing. At any time, you may withdraw any amount up to your entire surrender value, subject to excess withdrawal processing under the rider.

Subject to conditions and limitations, the rider also guarantees that you or your beneficiary will get back purchase payments you have made, increased by annual step-ups, through withdrawals over time. Any amount we pay in excess of your contract value is subject to our financial strength and claims-paying ability.

Subject to conditions and limitations, the lifetime benefit amount can be increased if a rider credit is available or your contract value has increased on a rider anniversary. The principal back guarantee can also be increased if your contract value has increased on a rider anniversary.

AVAILABILITY

There are two optional SecureSource Stages 2 riders available under your contract:

•	SecureSource Stages 2 — Single Life

•	SecureSource Stages 2 — Joint Life

The information in this section applies to both SecureSource Stages 2 riders, unless otherwise noted.

For the purpose of this rider, the term “withdrawal” is equal to the term “surrender” in the contract or any riders. Withdrawals will adjust contract values and benefits in the same manner as surrenders.

The SecureSource Stages 2 — Single Life rider covers one person. The SecureSource Stages 2 — Joint Life Rider covers two spouses jointly who are named at contract issue. You may elect only the SecureSource Stages 2 — Single Life rider or the SecureSource Stages 2 — Joint Life rider, not both, and you may not switch riders later. You must elect the rider when you purchase your contract. The rider effective date will be the contract issue date.

The SecureSource Stages 2 rider is an optional benefit that you may select for an additional annual charge if:

•	Single Life: you are 85 or younger on the date the contract is issued; or

•	Joint Life: you and your spouse are 85 or younger on the date the contract is issued.

The SecureSource Stages 2 riders are not available under an inherited qualified annuity.

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The SecureSource Stages 2 rider guarantees that after the waiting period, regardless of the investment performance of your contract, you will be able to withdraw up to a certain amount each year from the contract before the annuitization start date until:

•	Single Life: death (see “At Death” heading below).

•	Joint Life: the death of the last surviving covered spouse (see “Joint Life only: Covered Spouses” and “At Death” headings below).

KEY TERMS

The key terms associated with the SecureSource Stages 2 rider are:

Age Bands: Each age band is associated with a two lifetime payment percentages. The covered person (Joint Life: the younger covered spouse) must be at least the youngest age shown in the first age band for the annual lifetime payment to be established. After the annual lifetime payment is established, in addition to your age, other factors determine when you move to a higher age band.

Annual Lifetime Payment (ALP): the lifetime benefit amount available each contract year after the covered person (Joint Life: the younger covered spouse) has reached the youngest age in the first age band. After the waiting period, the annual withdrawal amount guaranteed by the rider can vary each contract year.

Annual Step-Up: an increase in the benefit base and/or the principal back guarantee and a possible increase in the lifetime payment percentage that is available each rider anniversary if your contract value increases, subject to certain conditions.

Benefit Base (BB): used to calculate the annual lifetime payment and the annual rider charge. The BB cannot be withdrawn in a lump sum or annuitized and is not payable as a death benefit.

Credit Base (CB): used to calculate the rider credit. The CB cannot be withdrawn or annuitized and is not payable as a death benefit.

Excess Withdrawal: (1) a withdrawal taken before the annual lifetime payment is established, or (2) a withdrawal that is greater than the remaining annual lifetime payment after the annual lifetime payment is established.

Excess Withdrawal Processing: a reduction in benefits if a withdrawal is taken before the annual lifetime payment is established or if a withdrawal exceeds the remaining annual lifetime payment.

Lifetime Payment Percentage: used to calculate your annual lifetime payment. Two percentages (“percentage A” and “percentage B”) are used for each age band. The difference between percentage A and percentage B is referred to as the income bonus. Percentage B is referred to as the minimum lifetime payment percentage.

Principal Back Guarantee (PBG): a guarantee that total withdrawals will not be less than purchase payments you have made, increased by annual step-ups, as long as there is no excess withdrawal or benefit reset.

Remaining Annual Lifetime Payment (RALP): as you take withdrawals during a contract year, the remaining amount that the rider guarantees will be available for withdrawal that year is reduced. After the annual lifetime payment is established, the RALP is the guaranteed amount that can be withdrawn during the remainder of the current contract year.

Rider Credit: an amount that can be added to the benefit base on each of the first ten contract anniversaries based on a rider credit percentage of 8% for the first anniversary and 6% thereafter, as long as no withdrawals have been taken since the rider effective date and you do not decline any annual rider fee increase. Investment performance and excess withdrawals may reduce or eliminate the benefit of any rider credits. Rider credits may result in higher rider charges that may exceed the benefit from the credits.

Waiting Period: the period of time before you can take a withdrawal without limiting benefits under the rider. If you take any withdrawals during the waiting period, the lifetime benefit amount will be determined using percentage B, the minimum lifetime payment percentage, for the appropriate age band and percentage A, and therefore the income bonus, will not be available as long as rider benefits are payable. The waiting period starts on the rider effective date and ends on the day prior to the first anniversary.

Withdrawal: the amount by which your contract value is reduced as a result of any withdrawal request. It may differ from the amount of your request due to any surrender charge and any market value adjustment.

Withdrawal Adjustment Base (WAB): one of the components used to determine the lifetime payment percentage after the waiting period. The WAB cannot be withdrawn or annuitized and is not payable as a death benefit.

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IMPORTANT SECURESOURCE STAGES 2 RIDER CONSIDERATIONS

You should consider whether a SecureSource Stages 2 rider is appropriate for you taking into account the following considerations:

•	Lifetime Benefit Limitations: The lifetime benefit is subject to certain limitations, including but not limited to:

Single Life: Once the contract value equals zero, payments are made for as long as the covered person is living (see “If Contract Value Reduces to Zero” heading below). However, if the contract value is greater than zero, the lifetime benefit terminates at the first death of any owner even if the covered person is still living (see “At Death” heading below). This possibility may present itself when there are multiple contract owners — when one of the contract owners dies the lifetime benefit terminates even though other contract owners are still living.

Joint Life: Once the contract value equals zero, payments are made for as long as either covered spouse is living (see “If Contract Value Reduces to Zero” heading below). However, if the contract value is greater than zero, the lifetime benefit terminates at the death of the last surviving covered spouse (see “At Death” heading below).

•	Withdrawals: Please consider carefully when you start taking withdrawals from this rider. If you take any withdrawals during the 1-year waiting period, the lifetime benefit amount will be determined using percentage B for the appropriate age band and percentage A, and therefore the income bonus, will not be available as long as rider benefits are payable. Any withdrawals in the first 10 years will terminate any remaining rider credits. Also, if you withdraw more than the allowed withdrawal amount in a contract year or take withdrawals before the lifetime benefit is available (“excess withdrawal”), the guaranteed amounts under the rider will be reduced.

•	Use of Portfolio Navigator Program Required: You must elect one of the investment options under the PN program. This requirement limits your choice of investment options. This means you will not be able to allocate contract value to all of the subaccounts, GPAs or the regular fixed account that are available under the contract to contract owners who do not elect the rider. (See “Making the Most of Your Contract — Portfolio Navigator Program.”) You may allocate purchase payments to the Special DCA fixed account, when available, and we will make monthly transfers into the investment option you have chosen. You may make two elective investment option changes per contract year; we reserve the right to limit elective investment option changes if required to comply with the written instructions of a fund (see “Market Timing”).

You can allocate your contract value to any available investment option during the following times: (1) prior to your first withdrawal and (2) following a benefit reset due to an investment option change as described below but prior to any subsequent withdrawal. During these accumulation phases, you may request to change your investment option to any available investment option.

Immediately following a withdrawal your contract value will be reallocated to the target investment option classification as shown in your contract if your current investment option is more aggressive than the target investment option classification. This automatic reallocation is not included in the total number of allowed investment option changes per contract year. The target investment option is currently the Moderate investment option. We reserve the right to change the target investment option to an investment option classification that is more aggressive than the Moderate investment option after 30 days written notice.

After you have taken a withdrawal and prior to any benefit reset, you are in a withdrawal phase. During withdrawal phases you may request to change your investment option to the target investment option or any investment option that is more conservative than the target investment option without a benefit reset as described below. If you are in a withdrawal phase and you choose to allocate your contract value to an investment option that is more aggressive than the target investment option, you will be in the accumulation phase again and your rider benefit will be reset as follows:

1.	the BB, PBG and WAB will be reset to the contract value, if less than their current amount; and

2.	the ALP and RALP, if available, will be recalculated. You may request to change your investment option by written request on an authorized form or by another method agreed to by us.

•	Non-Cancelable: Once elected, the SecureSource Stages 2 rider may not be cancelled (except as provided under “Rider Termination” heading below) and the charge will continue to be deducted until the contract or rider is terminated or the contract value reduces to zero (described below).

Dissolution of marriage does not terminate the SecureSource Stages 2 — Joint Life rider and will not reduce the fee we charge for this rider. The benefit under the SecureSource Stages 2 — Joint Life rider continues for the covered spouse who is the owner of the contract (or annuitant in the case of nonnatural or revocable trust ownership). The rider will terminate at the death of the contract owner because the original covered spouse will be unable to elect the spousal continuation provision of the contract (see “Joint Life only: Covered Spouses” below).

•	Joint Life: Limitations on Contract Owners, Annuitants and Beneficiaries: Since the joint life benefit will terminate unless the surviving covered spouse continues the contract under the spousal option to continue the contract upon the

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owner’s death provision, only ownership arrangements that permit such continuation are allowed at rider issue. In general, the covered spouses should be joint owners, or one covered spouse should be the owner and the other covered spouse should be named as the sole primary beneficiary.

For non-natural ownership arrangements that allow for spousal continuation one covered spouse should be the annuitant and the other covered spouse should be the sole primary beneficiary. For revocable trust ownerships, the grantor of the trust must be the annuitant and the beneficiary must either be the annuitant’s spouse or a trust that names the annuitant’s spouse as the sole primary beneficiary. You are responsible for establishing ownership arrangements that will allow for spousal continuation.

If you select the SecureSource Stages 2 — Joint Life rider, please consider carefully whether or not you wish to change the beneficiary of your annuity contract. The rider will terminate if the surviving covered spouse cannot utilize the spousal continuation provision of the contract when the death benefit is payable.

•	Limitations on Purchase Payments: We reserve the right to limit the cumulative amount of purchase payments, subject to state restrictions. For current purchase payment restrictions, please see “Buying Your Contract — Purchase Payments”.

Interaction with Total Free Amount (FA) contract provision: The FA is the amount you are allowed to withdraw from the contract in each contract year without incurring a surrender charge (see “Charges — Surrender Charge”). The FA may be greater than the remaining annual lifetime payment under this rider. Any amount you withdraw under the contract’s FA provision that exceeds the remaining annual lifetime payment is subject to the excess withdrawal processing described below.

You should consult your tax advisor before you select this optional rider if you have any questions about the use of the rider in your tax situation because:

•	Tax Considerations for Nonqualified Annuities: Under current federal income tax law, withdrawals under nonqualified annuities, including withdrawals taken from the contract under the terms of the rider, are treated less favorably than amounts received as annuity payments under the contract (see “Taxes — Nonqualified Annuities”). Withdrawals are taxable income to the extent of earnings. Withdrawals of earnings before age 59 1/2 may also incur a 10% IRS early withdrawal penalty. You should consult your tax advisor before you select this optional rider if you have any questions about the use of the rider in your tax situation.

•	Tax Considerations for Qualified Annuities: Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract (see “Taxes — Qualified Annuities — Required Minimum Distributions”). If you have a qualified annuity, you may need to take an RMD during the waiting period the lifetime benefit amount will be determined using percentage B for as long as rider benefits are payable. While the rider permits certain excess withdrawals to be taken for the purpose of satisfying RMD requirements for your contract alone without reducing future benefits guaranteed under the rider, there can be no guarantee that changes in the federal income tax law after the effective date of the rider will not require a larger RMD to be taken, in which case, future guaranteed withdrawals under the rider could be reduced. See Appendix F for additional information.

•	Treatment of Civil Unions and Domestic Partners: The Federal Defense of Marriage Act (“DOMA”) does not recognize same-sex marriages or civil unions, even if permitted under applicable state law. As a result, a beneficiary of a deceased owner who was treated as married to the owner under state law and for purposes of this rider, but whose marriage is not recognized under DOMA, will be required to take distributions from the contract in the manner applicable to non-spouse beneficiaries. In some circumstances, these required distributions could substantially reduce or eliminate the value of the rider. See “Taxes — Other — Spousal status.”

LIFETIME BENEFIT DESCRIPTION

Single Life only: Covered Person: the person whose life is used to determine when the annual lifetime payment is established, and the duration of the ALP payments (see “Annual Lifetime Payment (ALP)” heading below). The covered person is the oldest contract owner. If any owner is a nonnatural person (e.g., an irrevocable trust or corporation) or a revocable trust, the covered person is the oldest annuitant.

Joint Life only: Covered Spouses: the contract owner and his or her legally married spouse as defined under federal law, as named on the application for as long as the marriage is valid and in effect. If any contract owner is a nonnatural person or a revocable trust, the covered spouses are the annuitant and the legally married spouse of the annuitant. The covered spouses lives are used to determine when the annual lifetime payment is established, and the duration of the ALP payments (see “Annual Lifetime Payment (ALP)” heading below). The covered spouses are established on the rider effective date and cannot be changed.

Annual Lifetime Payment (ALP): the lifetime benefit amount available each contract year after the covered person (Joint life: younger covered spouses) has reached age 50. When the ALP is established and at all times thereafter, the ALP is equal to the BB multiplied by the lifetime payment percentage. Anytime the lifetime payment percentage or BB changes as

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described below, the ALP will be recalculated. After the waiting period and when the ALP is established, the first withdrawal taken in each contract year will set and fix the lifetime payment percentage for the remainder of the contract year.

If you withdraw less than the ALP in a contract year, the unused portion does not carry over to future contract years.

Single Life: The ALP is established on the later of the rider effective date if the covered person has reached age 50, or the date the covered person’s attained age equals age 50.

Joint Life: The ALP is established on the earliest of the following dates:

•	The rider effective date if the younger covered spouse has already reached age 50.

•	The date the younger covered spouse’s attained age equals age 50.

•	Upon the first death of a covered spouse, then either: (a) the date we receive a written request when the death benefit is not payable and the surviving covered spouse has already reached age 50, (b) the date spousal continuation is effective when the death benefit is payable and the surviving covered spouse has already reached age 50, or (c) the date the surviving covered spouse reaches age 50.

•	Following dissolution of marriage of the covered spouses, then either (a) the date we receive a written request if the remaining covered spouse who is the owner (or annuitant in the case of nonnatural or revocable trust ownership) has already reached age 50, or (b) the date the remaining covered spouse who is the owner (or annuitant in the case of nonnatural or revocable trust ownership) reaches age 50.

Remaining Annual Lifetime Payment (RALP): the annual lifetime payment guaranteed for withdrawal for the remainder of the contract year. The RALP is established at the same time as the ALP. The RALP equals the ALP less all withdrawals in the current contract year, but it will not be less than zero.

Lifetime Payment Percentage: used to calculate the annual lifetime payment. Two percentages are used for a given age band, percentage A or percentage B, depending on the factors described below.

For ages:

•	50-58, percentage A is 4% and percentage B is 3%.

•	59-64, percentage A is 5% and percentage B is 4%.

•	65-79, percentage A is 6% and percentage B is 5%.

•	80 and older, percentage A is 7% and percentage B is 6%.

The age band for the lifetime payment percentage is determined at the following times:

•	When the ALP is established: The age band used to calculate the initial ALP is the percentage for the covered person’s attained age (Joint life: younger covered spouse’s attained age).

•	On the covered person’s subsequent birthdays (Joint life: younger covered spouse’s subsequent birthdays): Except as noted below, if the covered person’s new attained age (Joint life: younger covered spouse’s attained age) is in a higher age band, then the higher age band will be used to determine the appropriate lifetime payment percentage. (However, if you decline any rider fee increase or if a withdrawal has been taken since the ALP was established, then the lifetime payment percentage will not change on subsequent birthdays.)

•	Upon annual step-ups (see “Annual Step ups” below).

•	For the Joint life rider, upon death or change in marital status: In the event of death or dissolution of marriage: (A) If no withdrawal has been taken since the ALP was established and no rider fee increase has been declined, the lifetime payment percentage will be reset based on the Age Band for the remaining covered spouse’s attained age. (B) If the ALP is not established but the remaining covered spouse has reached the youngest age in the first Age Band, the remaining covered spouse’s attained age will be used to determine the age band for the lifetime payment percentage. In the event of remarriage of the covered spouses to each other, the lifetime payment percentage used is the percentage for the younger covered spouse’s attained age.

The following determines whether percentage A or percentage B is used for each applicable age band:

During the waiting period, percentage B will be used. If you take a withdrawal in the waiting period, percentage B will be used and the income bonus will not be available for as long as rider benefits are payable.

If no withdrawal is taken during the waiting period, after the waiting period a comparison of your contract value and the withdrawal adjustment base (WAB) determines whether percentage A or percentage B is used to calculate the ALP unless the percentage is fixed as described below. Market volatility, a prolonged flat, low or down market, rider credits, and the deduction of charges all impact whether you are eligible for percentage A or percentage B. On each valuation date, if the

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benefit determining percentage is less than the 20% adjustment threshold, then percentage A is used in calculating your ALP, otherwise percentage B is used. The benefit determining percentage is calculated as follows, but it will not be less than zero:

1 − (a/b) where:

a = Contract value at the end of the prior valuation period

b = WAB at the end of the prior valuation period

After the ALP is established and after the waiting period, the first withdrawal taken in each contract year will set and fix the lifetime payment percentage for the remainder of the contract year. Beginning on the next rider anniversary, the lifetime payment percentage can change on each valuation day as described above until a withdrawal is taken in that contract year.

However, at the earliest of (1), (2) or (3) below Percentage A and Percentage B will be set and remain fixed as long as the benefit is payable:

•	if the ALP is established, when your contract value on a rider anniversary is less than two times the benefit base (BB) multiplied by percentage B for your current age band, or

•	when the contract value reduces to zero, or

•	on the date of death (Joint life: remaining covered spouse’s date of death) when a death benefit is payable.

For certain periods of time at our discretion and on a non-discriminatory basis, your lifetime payment percentage may be set by us to percentage A if more favorable to you.

Determination of Adjustments of Benefit Values: Your lifetime benefit values (benefit base (BB), credit base (CB) and withdrawal adjustment base (WAB)) and principal back guarantee (PBG) are determined at the following times and are subject to a maximum amount of $10 million each:

•	On the contract date: The WAB, CB, BB and PBG are set equal to the initial purchase payment.

•	When an additional purchase payment is made: If the WAB and CB are greater than zero, the WAB and CB will be increased by the amount of each additional purchase payment. The BB and PBG will be increased by the amount of each additional purchase payment.

•	When a withdrawal is taken: If the CB is greater than zero, the CB will be permanently reset to zero when the first withdrawal is taken, and there will be no additional rider credits.

When a withdrawal is taken:

(a)	If the first withdrawal is taken during the waiting period, the WAB will be permanently reset to zero. If the first withdrawal is taken after the waiting period, the WAB will be reduced by the “adjustment for withdrawal,” as defined below.

(b)	If the ALP is established and the withdrawal is less than or equal to the RALP, the BB does not change and the PBG is reduced by the amount of the withdrawal, but it will not be less than zero.

(c)	If the ALP is not established, excess withdrawal processing will occur as follows. The BB will be reduced by the “adjustment for withdrawal,” and the PBG will be reduced by the greater of the amount of the withdrawal or the “adjustment for withdrawal,” but it will not be less than zero.

(d)	If the ALP is established and the withdrawal is greater than the RALP, excess withdrawal processing will occur as follows:

The PBG will be reset to the lesser of:

(i)	the PBG reduced by the amount of the withdrawal, but it will not be less than zero; or

(ii)	the PBG minus the RALP on the date of (but prior to) the withdrawal and further reduced by an amount calculated as follows, but it will not be less than zero:

a × b c	where:

a = the amount of the withdrawal minus the RALP

b = the PBG minus the RALP on the date of (but prior to) the withdrawal

c = the contract value on the date of (but prior to) the withdrawal minus the RALP

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The BB will be reduced by an amount as calculated below:

d × e f	where:

d = the amount of the withdrawal minus the RALP

e = the BB on the date of (but prior to) the withdrawal

f = the contract value on the date of (but prior to) the withdrawal minus the RALP.

Adjustment for Withdrawal Definition: When the WAB, PBG or BB is reduced by a withdrawal in the same proportion as the contract value is reduced, the proportional amount deducted is the “adjustment for withdrawal.” The “adjustment for withdrawal” is calculated as follows:

g × h i	where:

g = the amount the contract value is reduced by the withdrawal

h = the WAB, BB or PBG (as applicable) on the date of (but prior to) the withdrawal

i = the contract value on the date of (but prior to) the withdrawal.

Rider Anniversary Processing: The following describes how the WAB, BB and PBG are calculated on rider anniversaries, subject to the maximum amount of $10 million for each, and how the lifetime payment percentage can change on rider anniversaries.

•	The WAB on rider anniversaries: Unless the WAB is permanently reset to zero or you decline any rider fee increase, the WAB (after any rider credit is added) will be increased to the contract value, if the contract value is greater.

•	Rider Credits: If you did not take any withdrawals and you did not decline any rider fee increase, rider credits are available for the first ten contract anniversaries. On the first anniversary, the rider credit equals the credit base (CB) 180 days following the rider effective date multiplied by 8%. On any subsequent anniversaries, the rider credit equals the CB as of the prior rider anniversary multiplied by 6%. On the first anniversary the BB and WAB will be set to the greater of the current BB, or the BB 180 days following the contract date increased by the rider credit and any additional purchase payments since 180 days following the rider effective date. On any subsequent rider credit dates the BB and WAB will be set to the greater of the current BB, or the BB on the prior anniversary increased by the rider credit and any additional purchase payments since the prior anniversary. If the CB is greater than zero, the CB will be permanently reset to zero on the 10th rider anniversary after any adjustment to the WAB and BB, and there will be no additional rider credits.

•	Annual step ups: Beginning with the first rider anniversary, an annual step-up may be available. If you decline any rider fee increase, future annual step-ups will no longer be available.

The annual step-up will be executed on any rider anniversary where the contract value is greater than the PBG or the BB after any rider credit is added. If an annual step-up is executed, the PBG, BB and lifetime payment percentage will be adjusted as follows: The PBG will be increased to the contract value, if the contract value is greater. The BB (after any rider credit is added) will be increased to the contract value, if the contract value is greater. If the covered person’s attained age (Joint Life: younger covered spouses attained age) on the rider anniversary is in a higher age band and (1) there is an increase to BB due to a step-up or (2) the BB is at the maximum of $10,000,000 so there was no step-up of the BB, then the higher age band will be used to determine the appropriate lifetime payment percentage, regardless of any prior withdrawals.

OTHER PROVISIONS

Required Minimum Distributions (RMD): If you are taking RMDs from your contract and your RMD calculated separately for your contract is greater than the remaining annual lifetime payment on the most recent contract anniversary, the portion of your RMD that exceeds the benefit amount will not be subject to excess withdrawal processing provided that the following conditions are met:

•	The annual lifetime payment is established;

•	The RMD is for your contract alone;

•	The RMD is based on your recalculated life expectancy taken from the Uniform Lifetime Table under the Code; and

•	The RMD amount is otherwise based on the requirements of section 401(a) (9), related Code provisions and regulations thereunder that were in effect on the contract date.

RMD rules follow the calendar year which most likely does not coincide with your contract year and therefore may limit when you can take your RMD and not be subject to excess withdrawal processing. If any withdrawal is taken in the waiting

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period, including RMDs, Percentage B for the applicable age band will be used as long as rider benefits are payable. Any withdrawals taken before the annual lifetime payment is established or withdrawing amounts greater than the remaining annual lifetime payment that do not meet these conditions will result in excess withdrawal processing. The amount in excess of the RALP that is not subject to excess withdrawal processing will be recalculated if the ALP changes due to lifetime payment percentage changes. See Appendix E for additional information.

Spousal Option to Continue the Contract upon Owner’s Death (Spousal Continuation):

Single Life: If a surviving spouse elects to continue the contract and continues the contract as the new owner under the spousal continuation provision of the contract, the SecureSource Stages 2 — Single Life rider terminates.

Joint Life: If a surviving spouse is a covered spouse and elects the spousal continuation provision of the contract as the new owner, the SecureSource Stages 2 — Joint Life rider also continues. The surviving covered spouse can name a new beneficiary; however, a new covered spouse cannot be added to the rider.

Unless you decline a rider fee increase, at the time of spousal continuation, a step-up may be available. All annual step-up rules (see “Rider Anniversary Processing — Annual Step-Up” heading above) also apply to the spousal continuation step-up except that the RALP will be reduced for any prior withdrawals in that contract year. The WAB, if greater than zero, will be increased to the contract value if the contract value is greater. The spousal continuation step-up is processed on the valuation date spousal continuation is effective.

Rules for Surrender: Minimum contract values following surrender no longer apply to your contract. For withdrawals, the withdrawal will be taken from all accounts and the variable subaccounts in the same proportion as your interest in each bears to the contract value. You cannot specify from which accounts the withdrawal is to be taken.

If your contract value is reduced to zero, the CB, if greater than zero, will be permanently reset to zero, and there will be no additional rider credits. Also, the following will occur:

•	If the ALP is not established and if the contract value is reduced to zero as a result of fees or charges, then the owner must wait until the ALP would be established, and the ALP will be paid annually until the death of the covered person (Joint Life: both covered spouses).

•	If the ALP is established and if the contract value is reduced to zero as a result of fees or charges, or as a result of a withdrawal that is less than or equal to the RALP, then the owner will receive the ALP paid annually until the death of the covered person (Joint Life: both covered spouses).

In either case above:

•	These annualized amounts will be paid in monthly installments. If the monthly payment is less than $100, We have the right to change the frequency, but no less frequently than annually.

•	We will no longer accept additional purchase payments.

•	No more charges will be collected for the rider.

•	The current ALP is fixed for as long as payments are made.

•	The death benefit becomes the remaining schedule of annual lifetime payments, if any, until total payments to the owner and the beneficiary are equal to the PBG at the time the contract value falls to zero.

•	The amount paid in the current contract year will be reduced for any prior withdrawals in that contract year.

•	If the ALP is not established and if the contract value is reduced to zero as a result of a withdrawal, this rider and the contract will terminate.

•	If the ALP is established and if the contract value is reduced to zero as a result of a withdrawal that is greater than the RALP, this rider and the contract will terminate.

At Death:

Single Life: If the contract is jointly owned and an owner dies when the contract value is greater than zero, the lifetime benefit for the covered person will cease even if the covered person is still living or if the contract is continued under the spousal continuation option.

Joint Life: If the death benefit becomes payable at the death of a covered spouse, the surviving covered spouse must utilize the spousal continuation option to continue the lifetime benefit. If spousal continuation is not available, the rider terminates. The lifetime benefit ends at the death of the surviving covered spouse.

If the contract value is greater than zero when the death benefit becomes payable, the beneficiary may:

•	elect to take the death benefit under the terms of the contract, or

•	elect to take the principal back guarantee available under this rider, or

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•	continue the contract and the SecureSource Stages 2 — Joint Life rider under the spousal continuation option.

For single and joint life, if the beneficiary elects the principal back guarantee under this rider, the following will occur:

1.	If the PBG is greater than zero and the ALP is established, the ALP on the date of death will be paid until total payments to the beneficiary are equal to the PBG on the date of death.

2.	If the PBG is greater than zero and the ALP is not established, the BB on the date of death multiplied by the lifetime payment percentage used for the youngest age of the covered spouses in the first age band will be paid annually until total payments to the beneficiary are equal to the PBG on the date of death.

In either of the above cases:

•	After the date of death, there will be no additional rider credits or annual step-ups.

•	The lifetime payment percentage used will be set as of the date of death.

•	The amount paid in the current contract year will be reduced for any prior withdrawals in that year.

3.	On the date of death (Joint life: remaining covered spouse’s date of death), if the CB is greater than zero, the CB will be permanently reset to zero, and there will be no additional rider credits.

4.	If the PBG equals zero, the benefit terminates. No further payments are made.

Contract Ownership Change:

Single Life: If allowed by state law, change of ownership is subject to our approval. If there is a change of ownership and the covered person remains the same, the rider continues with no change to any of the rider benefits. If there is a change of ownership and the covered person would be different, the rider terminates.

Joint Life: Ownership changes are only allowed between the covered spouses or their revocable trust(s) and are subject to our approval, if allowed by state law. No other ownership changes are allowed as long as the rider is in force.

Assignment: If allowed by state law, an assignment is subject to our approval.

Annuity Provisions: If your annuitization start date is the maximum annuitization start date, you can choose one of the payout options available under the contract or an alternative fixed annuity payout option available under the SecureSource Stages 2 rider. Under the rider’s payout option, the minimum amount payable shown in Table B, will not apply and you will receive the annual lifetime payment provided by this rider until the later of the death of the covered person (Joint Life: both covered spouses) or depletion of the principal back guarantee. If you choose to receive the ALP, the amount payable each year will be equal to the annual lifetime payment on the annuitization start date. The amount paid in the current contract year will be reduced for any prior withdrawals in that year. These annualized amounts will be paid in monthly installments. If the monthly payment is less than $100, we have the right to change the frequency, but no less frequently than annually.

If you choose to receive the ALP rather than a payout option available under the contract, all other contract features, rider features and charges terminate after the annuitization start date except for the PBG.

RIDER TERMINATION

The SecureSource Stages 2 rider cannot be terminated either by you or us except as follows:

•	Single Life: a change of ownership that would result in a different covered person will terminate the rider.

•	Single Life: after the death benefit is payable, the rider will terminate.

•	Single Life: spousal continuation will terminate the rider.

•	Joint Life: After the death benefit is payable the rider will terminate if anyone other than a covered spouse continues the contract. However, if the covered spouse continues the contract as an inherited IRA or as a beneficiary of a participant in an employer sponsored retirement plan, the rider will terminate.

•	On the annuitization start date, the rider will terminate.

•	You may terminate the rider if your annual rider fee after any increase is more than 0.25 percentage points higher than your fee before the increase. (see “Charges — SecureSource Stages 2 rider charge”).

•	When the contract value is zero and either the annual lifetime payment is not established or a withdrawal in excess of the remaining annual lifetime payment is taken, the rider will terminate.

•	Termination of the contract for any reason will terminate the rider.

For an example, see Appendix D.

ACCUMULATION PROTECTOR BENEFIT RIDER
The Accumulation Protector Benefit rider is an optional benefit, available for contract applications signed on or after May 3, 2010, that you may select for an additional charge. We have offered a different version of the Accumulation Protector Benefit

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rider for the Original Contract with applications signed prior to June 1, 2009. The description of the Accumulation Protector Benefit rider in this section applies to both Original and Current contracts unless noted otherwise. The Accumulation Protector Benefit rider specifies a waiting period that ends on the benefit date. The Accumulation Protector Benefit rider provides a one-time adjustment to your contract value on the benefit date if your contract value is less than the Minimum Contract Accumulation Value (defined below) on that benefit date. On the benefit date, if the contract value is equal to or greater than the Minimum Contract Accumulation Value, as determined under the Accumulation Protector Benefit rider, the Accumulation Protector Benefit rider ends without value and no benefit is payable.

If the contract value falls to zero as the result of adverse market performance or the deduction of fees and/or charges at any time during the waiting period and before the benefit date, the contract and all riders, including the Accumulation Protector Benefit rider will terminate without value and no benefits will be paid. Exception: if you are still living on the benefit date, we will pay you an amount equal to the Minimum Contract Accumulation Value as determined under the Accumulation Protector Benefit rider on the valuation date your contract value reached zero.

For the Current Contract, if you are (or if the owner is a non-natural person, then the annuitant is) age 80 or younger at contract issue and this rider is available in your state, you may elect the Accumulation Protector Benefit rider at the time you purchase your contract and the rider effective date will be the contract issue date. For the Original Contract, you may have elected the Accumulation Protector Benefit rider at the time you purchased your contract and the rider effective date was the contract issue date. The Accumulation Protector Benefit rider may not be terminated once you have elected it except as described in the “Terminating the Rider” section below. An additional charge for the Accumulation Protector Benefit rider will be assessed annually during the waiting period. The rider ends when the waiting period expires and no further benefit will be payable and no further charges for the rider will be deducted. After the waiting period, you have the following options:

•	Continue your contract;

•	Take partial surrenders or make a full surrender; or

•	Annuitize your contract.

The Accumulation Protector Benefit rider may not be purchased with the optional SecureSource Stages 2 rider.

You should consider whether an Accumulation Protector Benefit rider is appropriate for you because:

•	you must participate in the PN program and you must elect one of the PN program investment options. This requirement limits your choice of investments. This means you will not be able to allocate contract value to all of the subaccounts, GPAs or the regular fixed account that are available under the contract to other contract owners who do not elect this rider. You may allocate qualifying purchase payments to the Special DCA fixed account, when available (see “The Special DCA Fixed Account”), and we will make monthly transfers into the PN program investment option you have chosen. (See “Making the Most of Your Contract — Portfolio Navigator Program”);

•	you may not make additional purchase payments to your contract during the waiting period after the first 180 days immediately following the effective date of the Accumulation Protector Benefit rider. Some exceptions apply (see “Additional Purchase Payments with Elective Step Up” below). In addition, we reserve the right to change these additional purchase payment limitations, including making further restrictions, upon written notice;

•	if you purchase this contract as a qualified annuity, for example, an IRA, you may need to take partial surrenders from your contract to satisfy the RMDs under the Code. Partial surrenders, including those used to satisfy RMDs, will reduce any potential benefit that the Accumulation Protector Benefit rider provides. You should consult your tax advisor if you have any questions about the use of this rider in your tax situation;

•	if you think you may surrender all of your contract value before you have held your contract with this benefit rider attached for 10 years, or you are considering selecting an annuity payout option within 10 years of the effective date of your contract, you should consider whether this optional benefit is right for you. You must hold the contract a minimum of 10 years from the effective date of the Accumulation Protector Benefit rider, which is the length of the waiting period under the Accumulation Protector Benefit rider, in order to receive the benefit, if any, provided by the Accumulation Protector Benefit rider. In some cases, as described below, you may need to hold the contract longer than 10 years in order to qualify for any benefit the Accumulation Protector Benefit rider may provide;

•	the 10 year waiting period under the Accumulation Protector Benefit rider will restart if you exercise the elective step-up option (described below) or your surviving spouse exercises the spousal continuation elective step-up (described below); and

•	the 10 year waiting period under the Accumulation Protector Benefit rider may be restarted if you elect to change your investment option to one that causes the Accumulation Protector Benefit rider charge to increase (see “Charges”).

Be sure to discuss with your investment professional whether an Accumulation Benefit rider is appropriate for your situation.

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Here are some general terms that are used to describe the operation of the Accumulation Protector Benefit:

Benefit Date: This is the first valuation date immediately following the expiration of the waiting period.

Minimum Contract Accumulation Value (MCAV): An amount calculated under the Accumulation Protector Benefit rider. The contract value will be increased to equal the MCAV on the benefit date if the contract value on the benefit date is less than the MCAV on the benefit date.

Adjustments for Partial Surrenders: The adjustment made for each partial surrender from the contract is equal to the amount derived from multiplying (a) and (b) where:

(a)	is 1 minus the ratio of the contract value on the date of (but immediately after) the partial surrender to the contract value on the date of (but immediately prior to) the partial surrender; and

(b)	is the MCAV on the date of (but immediately prior to) the partial surrender.

Waiting Period: The waiting period for the rider is 10 years.

We reserve the right to restart the waiting period on the latest contract anniversary if you change your investment option after we have exercised our rights to increase the rider fee.

Your initial MCAV is equal to your initial purchase payment and any purchase payment credits. It is increased by the amount of any subsequent purchase payments and any purchase payment credits received within the first 180 days that the rider is effective. It is reduced by any adjustments for partial surrenders made during the waiting period.

Automatic Step Up
On each contract anniversary after the effective date of the rider, the MCAV will be set to the greater of:

1. 80% of the contract value on the contract anniversary; or

2. the MCAV immediately prior to the automatic step up.

The automatic step up does not create contract value, guarantee the performance of any investment option, or provide a benefit that can be surrendered or paid upon death. Rather, the automatic step up is an interim calculation used to arrive at the final MCAV, which is used to determine whether a benefit will be paid under the rider on the benefit date.

The automatic step up of the MCAV does not restart the waiting period or increase the charge (although the total fee for the rider may increase).

Elective Step Up Option
Within thirty days following each contract anniversary after the rider effective date, but prior to the benefit date, you may notify us in writing that you wish to exercise the annual elective step up option. You may exercise this elective step up option only once per contract year during this 30 day period. If your contract value on the valuation date we receive your written request to step up is greater than the MCAV on that date, your MCAV will increase to 100% of that contract value.

We may increase the fee for your rider (see “Charges — Accumulation Protector Benefit Rider Charge”). The revised fee would apply to your rider if you exercise the annual elective step up, your MCAV is increased as a result, and the revised fee is higher than your annual rider fee before the elective step up. Elective step ups will also result in a restart of the waiting period as of the most recent contract anniversary.

The elective step up does not create contract value, guarantee the performance of any investment option or provide any benefit that can be surrendered or paid upon death. Rather the elective step up is an interim calculation used to arrive at the final MCAV, which is used to determine whether a benefit will be paid under the rider on the benefit date.

The elective step up option is not available for inherited IRAs or if the benefit date would be after the annuitization start date.

Additional Purchase Payments with Annual Elective Step Ups — Current Contract Only
If your MCAV is increased as a result of elective step up, you have 180 days from the latest contract anniversary to make additional purchase payments, if allowed under the base contract. The MCAV will include the amount of any additional purchase payments and purchase payment credits received during this period. We reserve the right to change these additional purchase payment limitations.

Spousal Continuation
If a spouse chooses to continue the contract under the spousal continuation provision, the rider will continue as part of the contract. Once, within the thirty days following the date of spousal continuation, the spouse may choose to exercise an elective step up. The spousal continuation elective step up is in addition to the annual elective step up. If the contract value on the valuation date we receive the written request to exercise this option is greater than the MCAV on that date, we will increase the MCAV to that contract value. If the MCAV is increased as a result of the elective step up and we have increased the

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charge for the Accumulation Protector Benefit rider, the spouse will pay the charge that is in effect on the valuation date we receive their written request to step up for the entire contract year. In addition, the waiting period will restart as of the most recent contract anniversary.

Change of Ownership or Assignment
Subject to state limitations, a change of ownership or assignment is subject to our approval.

Terminating the Rider
The rider will terminate under the following conditions:

The rider will terminate before the benefit date without paying a benefit on the date:

•	you take a full surrender;

•	annuitization begins;

•	the contract terminates as a result of the death benefit being paid; or

•	when a beneficiary elects an alternative payment plan which is an inherited IRA.

The rider will terminate on the benefit date.

For an example, see Appendix L.

OPTIONAL LIVING BENEFITS
(For contracts with application signed before July 19, 2010)
If you bought a contract before July 19, 2010 with an optional living benefit, please use the following table to review the disclosure that applies to the optional living benefit rider you purchased. If you are uncertain as to which optional living benefit rider you purchased, ask your investment professional, or contact us at the telephone number or address shown on the first page of this prospectus.

If you purchased	and you selected one of the	Disclosure for this benefit may be
a contract(1)...	following optional living benefits...	found in the following Appendix:
Before April 29, 2005	Guarantor Withdrawal Benefit (“Rider B”)	Appendix J
April 29, 2005 – April 30, 2006	Guarantor Withdrawal Benefit (“Rider A”)	Appendix J
May 1, 2006 – April 30, 2007	Guarantor Withdrawal Benefit for Life	Appendix I
Before May 1, 2007	Income Assurer Benefit	Appendix K
Before Aug. 10, 2009	SecureSource Rider	Appendix M
Before Nov. 30, 2009	SecureSource 20 Rider	Appendix N
Before July 19, 2010	SecureSource Stages Rider	Appendix O

(1)	These dates are approximate and will vary by state; your actual contract and any riders are the controlling documents.

OPTIONAL ADDITIONAL DEATH BENEFITS

BENEFIT PROTECTOR DEATH BENEFIT RIDER (BENEFIT PROTECTOR)
The Benefit Protector is intended to provide an additional benefit to your beneficiary to help offset expenses after your death such as funeral expenses or federal and state taxes. This is an optional benefit that you may select for an additional annual charge (see “Charges”). The Benefit Protector provides reduced benefits if you (Current Contract) or you or the annuitant (Original Contract) are 70 or older at the rider effective date, The Benefit Protector does not provide any additional benefit before the first rider anniversary.

If this rider is available in your state and you (Current Contract) or both you and the annuitant (Original Contract) are 75 or younger at contract issue, you may choose to add the Benefit Protector to your contract. You must elect the Benefit Protector at the time you purchase your contract and your rider effective date will be the contract issue date. You may not select this rider if you select the Benefit Protector Plus, the 5% Accumulation Death Benefit or Enhanced Death Benefit.

Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract (see “Taxes — Qualified Annuities — Required Minimum Distributions”). Since the benefit paid by the rider is determined by the amount of earnings at death, the amount of the benefit paid may be reduced as a result of taking any surrenders including RMDs. Be sure to discuss with your investment professional and tax advisor whether or not the Benefit Protector is appropriate for your situation.

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The Benefit Protector provides that if you (Current Contract) or you or the annuitant (Original Contract) die after the first rider anniversary, but before the annuitization start date, and while this contract is in force, we will pay the beneficiary:

•	the applicable death benefit, plus:

•	40% of your earnings at death if you (Current Contract) or you and the annuitant (Original Contract) were under age 70 on the rider effective date; or

•	15% of your earnings at death if you (Current Contract) or you or the annuitant (Original Contract) were 70 or older on the rider effective date.

For the Current Contract, if this rider is effective after the contract date or if there has been a covered life change, remaining purchase payment is established or set as the contract value on the rider effective date or, if later, the date of the most recent covered life change. Thereafter, remaining purchase payments is increased by the amount of each additional purchase payment and adjusted for each partial surrender.

Earnings at death: For purposes of the Benefit Protector and Benefit Protector Plus riders, this is an amount equal to the applicable death benefit minus remaining purchase payments (also referred to as purchase payments not previously surrendered under the Original Contract). Partial surrenders will come from any earnings before reducing purchase payments in the contract. The earnings at death may not be less than zero and may not be more than 250% of the purchase payments not previously surrendered that are one or more years old.

Note: Purchase payments not previously surrendered is calculated differently and is not the same value as purchase payments not previously surrendered used in the surrender charge calculation.

Terminating the Benefit Protector
Current Contract:

•	You may terminate the rider within 30 days after the first rider anniversary.

•	You may terminate the rider within 30 days after any rider anniversary beginning with the seventh rider anniversary.

•	The rider will terminate when you make a full surrender from the contract or on the annuitization start date.

•	Your spouse may terminate the rider within 30 days following the effective date of the spousal continuation if your spouse is age 75 or younger.

•	A new owner may terminate the rider within 30 days following the effective date of an ownership change if the new owner is age 75 or younger.

•	The rider will terminate for a spousal continuation or ownership change if the spouse or new owner is age 76 or older at the time of the change.

•	The rider will terminate after the death benefit is payable, unless the spouse continues the contract under spousal continuation provision.

•	The rider will terminate when a beneficiary elects an alternative payment plan which is an inherited IRA.

Original Contract:

•	You may terminate the rider within 30 days of the first rider anniversary.

•	You may terminate the rider within 30 days of any rider anniversary beginning with the seventh rider anniversary.

•	Our current administrative practice allows a new owner or your spouse to terminate the rider within 30 days following the effective date of the ownership change or spousal continuation.

•	The rider will terminate when you make a full surrender from the contract or on the annuitization start date.

•	The rider will terminate when a beneficiary elects an alternative payment plan which is an inherited IRA.

If your spouse is the sole beneficiary and you die before the annuitization start date, your spouse may keep the contract as owner. For Current Contract, your spouse will be subject to all the limitations and restrictions of the rider just as if they were purchasing a new contract and the age of the new spouse at the time of the change will be used to determine the earnings at death percentage going forward. If your spouse does not qualify for the rider on the basis of age we will terminate the rider. If they do qualify for the rider on the basis of age we will set the contract value equal to the death benefit that would otherwise have been paid (without regard to the Full Surrender Value) and we will substitute this new contract value on the date of death for “remaining purchase payments” used in calculating earnings at death.

For Current Contract, after a covered life change other than a spouse that continues the contract, the new owner will be subject to all the limitations and restrictions of the rider just as if they were purchasing a new contract and the age of the new owner at the time of the change will be used to determine the earnings at death percentage going forward. If the new owner does not qualify for the rider on the basis of age we will terminate the rider. If they do qualify for the rider on the basis of age

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we will substitute the contract value on the date of the ownership changes for remaining purchase payments used in calculating earnings at death.

For an example, see Appendix F.

BENEFIT PROTECTOR PLUS DEATH BENEFIT RIDER (BENEFIT PROTECTOR PLUS)
The Benefit Protector Plus is intended to provide an additional benefit to your beneficiary to help offset expenses after your death such as funeral expenses or federal and state taxes. This is an optional benefit that you may select for an additional annual charge (see “Charges”). The Benefit Protector Plus provides reduced benefits if you (Current Contract), or you or the annuitant (Original Contract) are 70 or older at the rider effective date. It does not provide any additional benefit before the first rider anniversary and it does not provide any benefit beyond what is offered under the Benefit Protector rider during the second rider year. Be sure to discuss with your investment professional whether or not the Benefit Protector Plus is appropriate for your situation.

If this rider is available in your state and you (Current Contract) or both you and the annuitant (Original Contract) are 75 or younger at contract issue, you may choose to add the Benefit Protector Plus to your contract. You must elect the Benefit Protector Plus at the time you purchase your contract and your rider effective date will be the contract issue date. This rider is only available for transfers, exchanges or rollovers. If this is a non-qualified annuity, transfers, exchanges or rollovers must be from another annuity or life insurance policy. You may not select this rider if you select the Benefit Protector Rider, 5% Accumulation Death Benefit or the Enhanced Death Benefit.

Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract (see “Taxes — Qualified Annuities — Required Minimum Distributions”). Since the benefit paid by the rider is determined by the amount of earnings at death, the amount of the benefit paid may be reduced as a result of taking any surrenders including RMDs. Be sure to discuss with your investment professional and tax advisor whether or not the Benefit Protector Plus is appropriate for your situation.

The Benefit Protector Plus provides that if you (Current Contract), or you or the annuitant (Original Contract) die after the first rider anniversary, but before the annuitization start date, and while this contract is in force, we will pay the beneficiary:

•	the benefits payable under the Benefit Protector described above, plus:

•	a percentage of purchase payments made within 60 days of contract issue not previously surrendered as follows:

	Percentage if you (Current Contract)	Percentage if you (Current Contract)
	or you and the annuitant (Original Contract) are	or you or the annuitant (Original Contract) are
Rider year when death occurs;	under age 70 on the rider effective date	70 or older on the rider effective date

One and Two	0%	0%

Three and Four	10%	3.75%

Five or more	20%	7.5%

Another way to describe the benefits payable under the Benefit Protector Plus rider is as follows:

•	the applicable death benefit plus:

	If you (Current Contact) or you and the	If you (Current Contract) or you or the
	annuitant (Original Contract) are under	annuitant (Original Contract) are age 70
Rider year when death occurs;	age 70 on the rider effective date, add . . .	or older on the rider effective date, add . . .

One	Zero	Zero

Two	40% x earnings at death (see above)	15% x earnings at death

Three and Four	40% x (earnings at death + 25% of initial purchase payment*)	15% x (earnings at death + 25% of initial purchase payment*)

Five or more	40% x (earnings at death + 50% of initial purchase payment*)	15% x (earnings at death + 50% of initial purchase payment*)

*	Initial purchase payments are payments made within 60 days of rider issue not previously surrendered.

Terminating the Benefit Protector Plus

•	You may terminate the rider within 30 days of the first rider anniversary.

•	You may terminate the rider within 30 days of any rider anniversary beginning with the seventh rider anniversary.

•	The rider will terminate when you make a full surrender from the contract, on the annuitization start date, or when the death benefit is payable.

•	The rider will terminate if there is an ownership change.

•	The rider will terminate when a beneficiary elects an alternative payment plan which is an inherited IRA.

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If your spouse is sole beneficiary and you die before the annuitization start date, your spouse may keep the contract as owner with the contract value equal to the death benefit that would otherwise have been paid (without regard to the Full Surrender Value for the Current Contract). We will then terminate the Benefit Protector Plus (see “Benefits in Case of Death”).

For an example, see Appendix G.

The Annuity Payout Period

As owner of the contract, you have the right to decide how and to whom annuity payouts will be made starting on the annuitization start date. You may select one of the annuity payout plans outlined below, or we may mutually agree on other payout arrangements. We do not deduct any surrender charges under the payout plans listed below, except under annuity payout Plan E. (See “Charges — Surrender charge under Annuity Payout Plan E”).

You also decide whether we will make annuity payouts on a fixed or variable basis, or a combination of fixed and variable. The amount available to purchase payouts under the plan you select is the contract value on your annuitization start date after any rider charges have been deducted, plus any positive or negative MVA less any purchase payment credits subject to reversal and less any applicable premium tax. Additionally, we currently allow you to use part of the amount available to purchase payouts, leaving any remaining contract value to accumulate on a tax-deferred basis. If you select a variable annuity payout, we reserve the right to limit the number of subaccounts in which you may invest. The GPAs and the Special DCA fixed account (Current Contract) and the DCA fixed account (Original Contract) are not available during this payout period.

Amounts of fixed and variable payouts depend on:

•	the annuity payout plan you select;

•	the annuitant’s age and, in most cases, sex;

•	the annuity table in the contract; and

•	the amounts you allocated to the accounts at settlement.

In addition, for variable annuity payouts only, amounts depend on the investment performance of the subaccounts you select. These payouts will vary from month to month because the performance of the funds will fluctuate.

For information with respect to transfers between accounts after annuity payouts begin, (see “Making the Most of Your Contract — Transfer policies”).

ANNUITY TABLES
The annuity tables in your contract (Table A and Table B) show the amount of the monthly payout for each $1,000 of contract value according to the age and, when applicable, the annuitant’s sex. (Where required by law, we will use a unisex table of settlement rates.)

Table A shows the amount of the first monthly variable annuity payout assuming that the contract value is invested at the beginning of the annuity payout period and earns a 5% rate of return, which is reinvested and helps to support future payouts. If you ask us at least 30 days before the annuitization start date, we will substitute an annuity table based on an assumed 3.5% investment rate for the 5% Table A in the contract. The assumed investment rate affects both the amount of the first payout and the extent to which subsequent payouts increase or decrease. For example, annuity payouts will increase if the investment return is above the assumed investment rate and payouts will decrease if the return is below the assumed investment rate. Using a 5% assumed interest rate results in a higher initial payout, but later payouts will increase more slowly when annuity unit values rise and decrease more rapidly when they decline.

Table B shows the minimum amount of each fixed annuity payout. We declare current payout rates that we use in determining the actual amount of your fixed annuity payout. The current payout rates will equal or exceed the guaranteed payout rates shown in Table B. We will furnish these rates to you upon request.

ANNUITY PAYOUT PLANS
You may choose an annuity payout plan by giving us written instructions at least 30 days before the annuitization start date. Generally, you may select one of the Plans A through E below or another plan agreed to by us. Some of the annuity payout plans may not be available if you have selected the Income Assurer Benefit rider.

•	Plan A – Life annuity — no refund: We make monthly payouts until the annuitant’s death. Payouts end with the last payout before the annuitant’s death. We will not make any further payouts. This means that if the annuitant dies after we made only one monthly payout, we will not make any more payouts.

•	Plan B – Life annuity with five, ten, 15 or 20 years certain: (under the Income Assurer Benefit rider: you may select life annuity with ten or 20 years certain): We make monthly payouts for a guaranteed payout period of five, ten, 15 or 20 years that you elect. This election will determine the length of the payout period to the beneficiary if the annuitant should die

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before the elected period expires. We calculate the guaranteed payout period from the annuitization start date. If the annuitant outlives the elected guaranteed payout period, we will continue to make payouts until the annuitant’s death.

•	Plan C – Life annuity — installment refund: (not available under the Income Assurer Benefit rider): We make monthly payouts until the annuitant’s death, with our guarantee that payouts will continue for some period of time. We will make payouts for at least the number of months determined by dividing the amount applied under this option by the first monthly payout, whether or not the annuitant is living.

•	Plan D

–	Joint and last survivor life annuity — no refund: We make monthly payouts while both the annuitant and a joint annuitant are living. If either annuitant dies, we will continue to make monthly payouts at the full amount until the death of the surviving annuitant. Payouts end with the death of the second annuitant.

–	Joint and last survivor life annuity with 20 years certain: We make monthly annuity payouts during the lifetime of the annuitant and joint annuitant. When either the annuitant or joint annuitant dies, we will continue to make monthly payouts during the lifetime of the survivor. If the survivor dies before we have made payouts for 20 years, we continue to make payouts to the named beneficiary for the remainder of the 20-year period which begins when the first annuity payout is made.

•	Plan E – Payouts for a specified period: We make monthly payouts for a specific payout period of ten to 30 years that you elect (under the Income Assurer Benefit rider, you may elect a payout period of 20 years only). We will make payouts only for the number of years specified whether the annuitant is living or not. Depending on the selected time period, it is foreseeable that an annuitant can outlive the payout period selected. During the payout period, you can elect to have us determine the present value of any remaining variable payouts and pay it to you in a lump sum. (Exception: If you have an Income Assurer Benefit rider and elect this annuity payout plan based on the Guaranteed Income Benefit Base, a lump sum payout is unavailable.) We determine the present value of the remaining annuity payouts which are assumed to remain level at the amount of the payout that would have been made 7 days prior to the date we determine the present value. The discount rate we use in the calculation is 5.17% for the assumed investment return of 3.5% and 6.67% for the assumed investment return of 5.0%. (See “Charges — Surrender charge under Annuity Payout Plan E.”) A 10% IRS penalty tax could apply if you take a surrender. (See “Taxes.”).

•	Guaranteed Withdrawal Benefit Annuity Payout Option (available only under contracts with the SecureSource, Guarantor Withdrawal Benefit for Life or Guarantor Withdrawal Benefit riders): This fixed annuity payout option is an alternative to the above annuity payout plans. This option may not be available if the contract is a qualified annuity. For such contracts, this option will be available only if the guaranteed payment period is less than the life expectancy of the owner at the time the option becomes effective. Such life expectancy will be computed using a life expectancy table published by the IRS. Under this option, the amount payable each year will be equal to the remaining schedule of GBPs, but the total amount paid will not exceed the total RBA at the time you begin this fixed payout option (see “Optional Benefits — SecureSource Riders”, “Appendix I: Guarantor Withdrawal Benefit for Life Rider” or “Appendix J: Guarantor Withdrawal Benefit Rider”). The amount paid in the current contract year will be reduced for any prior withdrawals in that year. These annualized amounts will be paid in the frequency that you elect. The frequencies will be among those offered by us at the time but will be no less frequent than annually. If, at the death of the owner, total payouts have been made for less than the RBA, the remaining payouts will be paid to the beneficiary.

•	Remaining Benefit Annuity Payout Option (available only under contracts with the SecureSource 20 rider): This fixed annuity payout option is an alternative to the above annuity payout plans. This option may not be available if the contract is a qualified annuity. For such contracts, this option will be available only if the guaranteed payment period is less than the life expectancy of the owner at the time the option becomes effective. Such life expectancy will be computed using a life expectancy table published by the IRS. Under this option, the amount payable each year will be equal to the remaining schedule of GBPs, but the total amount paid will not exceed the total RBA at the time you begin this fixed payout option (see “Optional Benefits — SecureSource 20 Riders”). The amount paid in the current contract year will be reduced for any prior withdrawals in that year. These annualized amounts will be paid in monthly installments. If the monthly payment is less than $100, we have the right to change the frequency, but no less frequent than annually. If, at the death of the owner, total payouts have been made for less than the RBA, the remaining payouts will be paid to the beneficiary.

Annuity payout plan requirements for qualified annuities: If your contract is a qualified annuity, you have the responsibility for electing a payout plan under your contract that complies with applicable law. Your contract describes your payout plan options. The options will meet certain IRS regulations governing RMDs if the payout plan meets the incidental distribution benefit requirements, if any, and the payouts are made:

•	in equal or substantially equal payments over a period not longer than your life expectancy, or over the joint life expectancy of you and your designated beneficiary; or

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•	over a period certain not longer than your life expectancy or over the joint life expectancy of you and your designated beneficiary.

For qualified and nonqualified contracts with the SecureSource Stages rider, on the annuitization start date you can choose one of the payout options available under the contract or an alternative fixed annuity payout option available under the rider. Under the rider’s payout option, the minimum amount payable shown in Table B will not apply, and you will receive the ALP provided by this rider until the later of the death of covered person (Joint Life: both covered spouses) or depletion of the PBG. If you choose to receive the ALP, the amount payable each year will be equal to the ALP on the annuitization start date. The amount paid in the current contract year will be reduced for any prior withdrawals in that year. These annualized amounts will be paid in monthly installments. If the monthly payment is less than $100, we have the right to change the frequency, but no less frequently than annually. If You choose to receive the ALP rather than a payout option available under the contract, all other contract features, rider features and charges terminate after the annuitization start date except for the principal back guarantee. You must select a payout plan as of the annuitization start date set forth in your contract.

If we do not receive instructions: You must give us written instructions for the annuity payouts at least 30 days before the annuitization start date. If you do not, we will make payouts under Plan B, with 120 monthly payouts guaranteed.

If monthly payouts would be less than $20: We will calculate the amount of monthly payouts at the time amounts are applied to an annuity payout plan. If the calculations show that monthly payouts would be less than $20, we have the right to pay the amount that would otherwise have been applied to a plan to the owner in a lump sum or to change the frequency of the payouts.

Death after annuity payouts begin: If you (Current Contract), or you or the annuitant (Original Contract) die after annuity payouts begin, we will pay any amount payable to the beneficiary as provided in the annuity payout plan in effect.

Taxes

Under current law, your contract has a tax-deferral feature. Generally, this means you do not pay income tax until there is a taxable distribution (or deemed distribution) from the contract. We will send a tax information reporting form for any year in which we made a taxable or reportable distribution according to our records.

NONQUALIFIED ANNUITIES
Generally, only the increase in the value of a non-qualified annuity contract over the investment in the contract is taxable. Certain exceptions apply. Federal tax law requires that all nonqualified deferred annuity contracts issued by the same company (and possibly its affiliates) to the same owner during a calendar year be taxed as a single, unified contract when distributions are taken from any one of those contracts.

Annuity payouts: Generally, unlike surrenders described below, the taxation of annuity payouts are subject to exclusion ratios, i.e. in most cases, a portion of each payout will be ordinary income and subject to tax, and a portion of each payout will be considered a return of part of your investment in the contract and will not be taxed. All amounts you receive after your investment in the contract is fully recovered will be subject to tax. Under Annuity Payout Plan A: Life annuity — no refund, where the annuitant dies before your investment in the contract is fully recovered, the remaining portion of the unrecovered investment may be available as a federal income tax deduction to the owner for the last taxable year. Under all other annuity payout plans, where the annuity payouts end before your investment in the contract is fully recovered, the remaining portion of the unrecovered investment may be available as a federal income tax deduction to the taxpayer for the tax year in which the payouts end. (See “The Annuity Payout Period — Annuity Payout Plans.”)

Beginning in 2011, federal tax law permits taxpayers to annuitize a portion of their nonqualified annuity while leaving the remaining balance to continue to grow tax-deferred. Under the new partial annuitization rules, the portion annuitized must be received as an annuity for a period of 10 years or more, or for the lives of one or more individuals. If this requirement is met, the annuitized portion and the tax-deferred balance will generally be treated as two separate contracts for income tax purposes only. If a contract is partially annuitized, the investment in the contract is allocated between the deferred and the annuitized portions on a pro rata basis.

Surrenders: Generally, if you surrender all or part of your nonqualified annuity before the annuitization start date, including surrenders under any optional withdrawal benefit rider, your surrender will be taxed to the extent that the contract value immediately before the withdrawal exceeds the investment in the contract. Different rules may apply if you exchange another contract into this contract.

You also may have to pay a 10% IRS penalty for surrenders of taxable income you make before reaching age 59 1/2 unless certain exceptions apply.

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Withholding: If you receive taxable income as a result of an annuity payout or surrender, including surrenders under any optional withdrawal benefit rider, we may deduct federal, and in some cases state withholding against the payment. Any withholding represents a prepayment of your tax due for the year. You take credit for these amounts on your annual income tax return. As long as you have provided us with a valid Social Security Number or Taxpayer Identification Number, and you have a valid U.S. address, you may be able to elect not to have any withholding occur.

If the payment is part of an annuity payout plan, we generally compute the amount of federal income tax withholding using payroll tables. You may provide us with a statement of how many exemptions to use in calculating the withholding. If the distribution is any other type of payment (such as partial or full surrender) we compute federal income tax withholding using 10% of the taxable portion.

The federal income tax withholding requirements differ if we deliver payment outside the United States or you are a non-resident alien.

Some states also may impose income tax withholding requirements similar to the federal withholding described above. If this should be the case, we may deduct state income tax withholding from the payment.

Death benefits to beneficiaries: The death benefit under a nonqualified contract is not exempt from estate (federal or state) taxes. In addition, for income tax purposes, any amount your beneficiary receives that exceeds the investment in the contract is taxable as ordinary income to the beneficiary in the year he or she receives the payments. (See also “Benefits in Case of Death — If You Die Before the Annuitization Start Date”).

Net Investment Income Tax (also known as Medicare contribution tax): Effective for taxable years beginning on or after January 1, 2013, certain high-income individuals (as well as estates and trusts) are subject to a new 3.8% net investment income tax (as an addition to income taxes). For individuals, the 3.8% tax applies to the lesser of (1) the amount by which the taxpayer’s modified adjusted gross income exceeds $200,000 ($250,000 for married filing jointly and surviving spouses; $125,000 for married filing separately) or (2) the taxpayer’s “net investment income.” Net investment income includes taxable income from nonqualified annuities. Annuity holders are advised to consult their tax advisor regarding the possible implications of this additional tax.

Annuities owned by corporations, partnerships or irrevocable trusts: For nonqualified annuities, any annual increase in the value of annuities held by such entities (nonnatural persons) generally will be treated as ordinary income received during that year. However, if the trust was set up for the benefit of a natural person(s) only, the income may remain tax-deferred until withdrawn or paid out.

Penalties: If you receive amounts from your nonqualified annuity before reaching age 59 1/2, you may have to pay a 10% IRS penalty on the amount includable in your ordinary income. However, this penalty will not apply to any amount received:

•	because of your death or in the event of nonnatural ownership, the death of annuitant;

•	because you become disabled (as defined in the Code);

•	if the distribution is part of a series of substantially equal periodic payments, made at least annually, over your life or life expectancy (or joint lives or life expectancies of you and your beneficiary);

•	if it is allocable to an investment before Aug. 14, 1982; or

•	if annuity payouts are made under immediate annuities as defined by the Code.

Transfer of ownership: Generally, if you transfer ownership of a nonqualified annuity without receiving adequate consideration, the transfer may be taxed as a surrender for federal income tax purposes. If the transfer is a currently taxable event for income tax purposes, the original owner will be taxed on the amount of deferred earnings at the time of the transfer and also may be subject to the 10% IRS penalty discussed earlier. In this case, the new owner’s investment in the contract will be equal to the investment in the contract at the time of the transfer plus any earnings included in the original owner’s taxable income as a result of the transfer. In general, this rule does not apply to transfers between spouses or former spouses. Similar rules apply if you transfer ownership for full consideration. Please consult your tax advisor for further details.

1035 Exchanges: Section 1035 of the Code permits nontaxable exchanges of certain insurance policies, endowment contracts, annuity contracts and qualified long-term care insurance contracts while providing for continued tax deferral of earnings. In addition, Section 1035 permits the carryover of the investment in the contract from the old policy or contract to the new policy or contract. In a 1035 exchange one policy or contract is exchanged for another policy or contract. The following are nontaxable exchanges: (1) the exchange of a life insurance policy for another life insurance policy or for an endowment, annuity or qualified long-term care insurance contract, (2) the exchange of an endowment contract for an annuity or qualified long-term care insurance contract, or for an endowment contract under which payments will begin no later than payments would have begun under the contract exchanged, (3) the exchange of an annuity contract for another annuity or for a qualified long-term care insurance contract, and (4) the exchange of a qualified long-term care insurance contract for a qualified long-term care insurance contract. Additionally, other tax rules apply. However, if the life insurance policy has an outstanding loan,

 92  RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS

there may be tax consequences. Depending on the issue date of your original policy or contract, there may be tax or other benefits that are given up to gain the benefits of the new policy or contract. Consider whether the features and benefits of the new policy or contract outweigh any tax or other benefits of the old contract.

For a partial exchange of an annuity contract for another annuity contract, the 1035 exchange is generally tax-free. The investment in the original contract and the earnings on the contract will be allocated proportionately between the original and new contracts. However, per IRS Revenue Procedure 2011-38, if withdrawals are taken from either contract within the 180-day period following an exchange, the IRS will apply general tax principles to determine the appropriate tax treatment of the exchange and subsequent withdrawal. As a result, there may be unexpected tax consequences. You should consult your tax advisor before taking any withdrawal from either contract during the 180-day period following a partial exchange. Different IRS limitations on withdrawals apply to partial exchanges completed prior to October 24, 2011.

Assignment: If you assign or pledge your contract as collateral for a loan, earnings on purchase payments you made after Aug. 13, 1982 will be taxed as a deemed distribution and you may have to pay a 10% IRS penalty.

QUALIFIED ANNUITIES
Adverse tax consequences may result if you do not ensure that contributions, distributions and other transactions under the contract comply with the law. Qualified annuities have minimum distribution rules that govern the timing and amount of distributions. You should refer to your retirement plan’s Summary Plan Description, your IRA disclosure statement, or consult a tax advisor for additional information about the distribution rules applicable to your situation.

When you use your contract to fund a retirement plan or IRA that is already tax-deferred under the Code, the contract will not provide any necessary or additional tax deferral. If your contract is used to fund an employer sponsored plan, your right to benefits may be subject to the terms and conditions of the plan regardless of the terms of the contract.

Annuity payouts: Under a qualified annuity, except a Roth IRA, Roth 401(k) or Roth 403(b), the entire payout generally is includable as ordinary income and is subject to tax unless: (1) the contract is an IRA to which you made non-deductible contributions; or (2) you rolled after-tax dollars from a retirement plan into your IRA; or (3) the contract is used to fund a retirement plan and you or your employer have contributed after-tax dollars.

Annuity payouts from Roth IRAs: In general, the entire payout from a Roth IRA can be free from income and penalty taxes if you have attained age 59 1/2 and meet the five year holding period.

Surrenders: Under a qualified annuity, except a Roth IRA, Roth 401(k) or Roth 403(b), the entire surrender will generally be includable as ordinary income and is subject to tax unless: (1) the contract is an IRA to which you made non-deductible contributions; or (2) you rolled after-tax dollars from a retirement plan into your IRA; or (3) the contract is used to fund a retirement plan and you or your employer have contributed after-tax dollars.

Surrenders from Roth IRAs: In general, the entire payout from a Roth IRA can be free from income and penalty taxes if you have attained age 59 1/2 and meet the five year holding period.

Required Minimum Distributions: Retirement plans (except for Roth IRAs) are subject to required surrenders called required minimum distributions (“RMDs”) beginning at age 70 1/2. RMDs are based on the fair market value of your contract at year-end divided by the life expectancy factor. Certain death benefits and optional riders may be considered in determining the fair market value of your contract for RMD purposes. This may cause your RMD to be higher. Inherited IRAs (including inherited Roth IRAs) are subject to special required minimum distribution rules. You should consult your tax advisor prior to making a purchase for an explanation of the potential tax implications to you.

Withholding for IRAs, Roth IRAs, SEPs and SIMPLE IRAs: If you receive taxable income as a result of an annuity payout or a surrender, including surrenders under any optional withdrawal benefit rider, we may deduct withholding against the payment. Any withholding represents a prepayment of your tax due for the year. You take credit for these amounts on your annual income tax return. As long as you have provided us with a valid Social Security Number or Taxpayer Identification Number, you can elect not to have any withholding occur.

If the payment is part of an annuity payout plan, we generally compute the amount of federal income tax withholding using payroll tables. You may provide us with a statement of how many exemptions to use in calculating the withholding. If the distribution is any other type of payment (such as a partial or full surrender) we compute federal income tax withholding using 10% of the taxable portion.

The federal income tax withholding requirements differ if we deliver payment outside the United States or you are a non-resident alien.

Some states also may impose income tax withholding requirements similar to the federal withholding described above. If this should be the case, we may deduct state income tax withholding from the payment.

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Withholding for all other qualified annuities: If you receive directly all or part of the contract value from a qualified annuity, mandatory 20% federal income tax withholding (and possibly state income tax withholding) generally will be imposed at the time the payout is made from the plan. Any withholding represents a prepayment of your tax due for the year. You take credit for these amounts on your annual income tax return. This mandatory withholding will not be imposed if instead of receiving the distribution check, you elect to have the distribution rolled over directly to an IRA or another eligible plan. Payments made to a surviving spouse instead of being directly rolled over to an IRA are also subject to mandatory 20% income tax withholding.

In the below situations, the distribution is subject to an optional 10% withholding instead of the mandatory 20% withholding. We will withhold 10% of the distribution amount unless you elect otherwise.

•	the payout is one in a series of substantially equal periodic payouts, made at least annually, over your life or life expectancy (or the joint lives or life expectancies of you and your designated beneficiary) or over a specified period of 10 years or more;

•	the payout is a RMD as defined under the Code;

•	the payout is made on account of an eligible hardship; or

•	the payout is a corrective distribution.

State withholding also may be imposed on taxable distributions.

Penalties: If you receive amounts from your qualified contract before reaching age 59 1/2, you may have to pay a 10% IRS penalty on the amount includable in your ordinary income. However, this penalty generally will not apply to any amount received:

•	because of your death;

•	because you become disabled (as defined in the Code);

•	if the distribution is part of a series of substantially equal periodic payments made at least annually, over your life or life expectancy (or joint lives or life expectancies of you and your beneficiary);

•	if the distribution is made following severance from employment during the calendar year in which you attain age 55 (TSAs and annuities funding 401(a) plans only);

•	to pay certain medical or education expenses (IRAs only); or

•	if the distribution is made from an inherited IRA.

Death benefits to beneficiaries: The entire death benefit generally is taxable as ordinary income to the beneficiary in the year he/she receives the payments from the qualified annuity. If you made non-deductible contributions to a traditional IRA, the portion of any distribution from the contract that represents after-tax contributions is not taxable as ordinary income to your beneficiary. You are responsible for keeping all records tracking your non-deductible contributions to an IRA. Death benefits under a Roth IRA generally are not taxable as ordinary income to the beneficiary if certain distribution requirements are met. (See also “Benefits in Case of Death — If you Die Before the Annuitization Start Date”).

Change of retirement plan type: IRS regulations allow for rollovers of certain retirement plan distributions. In some circumstances, you may be able to have an intra-contract rollover, keeping the same features and conditions. If the annuity contract you have does not support an intra-contract rollover, you are able to request an IRS approved rollover to another annuity contract or other investment product that you choose. If you choose another annuity contract or investment product, you will be subject to new rules, including a new surrender charge schedule for an annuity contract, or other product rules as applicable.

Assignment: You may not assign or pledge your qualified contract as collateral for a loan.

OTHER
Purchase payment credits: These are considered earnings and are taxed accordingly when surrendered or paid out.

Special considerations if you select any optional rider: As of the date of this prospectus, we believe that charges related to these riders are not subject to current taxation. Therefore, we will not report these charges as partial surrenders from your contract. However, the IRS may determine that these charges should be treated as partial surrenders subject to taxation to the extent of any gain as well as the 10% tax penalty for surrenders before the age of 59 1/2, if applicable.

We reserve the right to report charges for these riders as partial surrenders if we, as a withholding and reporting agent, believe that we are required to report them. In addition, we will report any benefits attributable to these riders on your death (Current Contract), or your or the annuitant’s death (Original Contract) as an annuity death benefit distribution, not as proceeds from life insurance.

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Important: Our discussion of federal tax laws is based upon our understanding of current interpretations of these laws. Federal tax laws or current interpretations of them may change. For this reason and because tax consequences are complex and highly individual and cannot always be anticipated, you should consult a tax advisor if you have any questions about taxation of your contract.

RiverSource Life’s tax status: We are taxed as a life insurance company under the Code. For federal income tax purposes, the subaccounts are considered a part of our company, although their operations are treated separately in accounting and financial statements. Investment income is reinvested in the fund in which each subaccount invests and becomes part of that subaccount’s value. This investment income, including realized capital gains, is not subject to any withholding for federal or state income taxes. We reserve the right to make such a charge in the future if there is a change in the tax treatment of variable annuities or in our tax status as we then understand it.

Tax qualification: We intend that the contract qualify as an annuity for federal income tax purposes. To that end, the provisions of the contract are to be interpreted to ensure or maintain such tax qualification, in spite of any other provisions of the contract. We reserve the right to amend the contract to reflect any clarifications that may be needed or are appropriate to maintain such qualification or to conform the contract to any applicable changes in the tax qualification requirements. We will send you a copy of any amendments.

Spousal status: Under the Code, spousal continuation and certain distribution options are available only to a person who is defined as a “spouse” under the Federal Defense of Marriage Act or other applicable Federal law. All contract provisions will be interpreted and administered in accordance with the requirements of the Code. Therefore, under current Federal law, if you are in the civil union or you are contemplating a civil union or same-sex marriage, you should note that the favorable tax treatment afforded under Federal law would not be available to the same-sex partner or same-sex spouse. Same-sex partners or spouses who own or are considering the purchase of annuity products that provide benefits based upon status as a spouse should consult a tax adviser.

Voting Rights

As a contract owner with investments in the subaccounts, you may vote on important fund policies until annuity payouts begin. Once they begin, the person receiving them has voting rights. We will vote fund shares according to the instructions of the person with voting rights.

Before annuity payouts begin, the number of votes you have is determined by applying your percentage interest in each subaccount to the total number of votes allowed to the subaccount.

After annuity payouts begin, the number of votes you have is equal to:

•	the reserve held in each subaccount for your contract; divided by

•	the net asset value of one share of the applicable fund.

As we make annuity payouts, the reserve for the contract decreases; therefore, the number of votes also will decrease.

We calculate votes separately for each subaccount. We will send notice of shareholders’ meetings, proxy materials and a statement of the number of votes to which the voter is entitled. We will vote shares for which we have not received instructions in the same proportion as the votes for which we received instructions. We also will vote the shares for which we have voting rights in the same proportion as the votes for which we received instructions.

Substitution of Investments

We may substitute the funds in which the subaccounts invest if:

•	laws or regulations change;

•	the existing funds become unavailable; or

•	in our judgment, the funds no longer are suitable (or are not the most suitable) for the subaccounts.

If any of these situations occur, and if we believe it is in the best interest of persons having voting rights under the contract, we have the right to substitute a fund currently listed in this prospectus (existing fund) for another fund (new fund). The new fund may have higher fees and/or operating expenses than the existing fund. Also, the new fund may have investment objectives and policies and/or investment advisers which differ from the existing fund.

We may also:

•	add new subaccounts;

•	combine any two or more subaccounts;

RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS 95

•	transfer assets to and from the subaccounts or the variable account; and

•	eliminate or close any subaccounts.

We will notify you of any substitution or change. If we notify you that a subaccount will be eliminated or closed, you will have a certain period of time to tell us where to reallocate purchase payments or contract value currently allocated to that subaccount. If we do not receive your reallocation instructions by the due date, we automatically will reallocate to the subaccount investing in the Columbia Variable Portfolio — Cash Management Fund (Class 3). You may then transfer this reallocated amount in accordance with the transfer provisions of your contract (see “Transferring Between Accounts” above).

In the event of substitution or any of these changes, we may amend the contract and take whatever action is necessary and appropriate without your consent or approval. However, we will not make any substitution or change without the necessary approval of the SEC and state insurance departments.

About the Service Providers

PRINCIPAL UNDERWRITER
RiverSource Distributors, Inc. (RiverSource Distributors), our affiliate, serves as the principal underwriter and general distributor of the contract. Its offices are located at 70100 Ameriprise Financial Center, Minneapolis, MN 55474. RiverSource Distributors is a wholly-owned subsidiary of Ameriprise Financial, Inc.

Sales of the Contract

•	Only securities broker-dealers (“selling firms”) registered with the SEC and members of the FINRA may sell the contract.

•	The contracts are continuously offered to the public through authorized selling firms. We and RiverSource Distributors have a sales agreement with the selling firm. The sales agreement authorizes the selling firm to offer the contracts to the public. RiverSource Distributors pays the selling firm (or an affiliated insurance agency) for contracts its investment professional sell. The selling firm may be required to return sales commissions under certain circumstances including but not limited to when contracts are returned under the free look period.

Payments We Make to Selling Firms

•	We may use compensation plans which vary by selling firm. For example, some of these plans pay selling firms a commission of up to 5.75% each time a purchase payment is made. We may also pay ongoing trail commissions of up to 1.00% of the contract value. We do not pay or withhold payment of trail commissions based on which investment options you select.

•	We may pay selling firms an additional sales commission of up to 1.00% of purchase payments for a period of time we select. For example, we may offer to pay an additional sales commission to get selling firms to market a new or enhanced contract or to increase sales during the period.

•	In addition to commissions, we may, in order to promote sales of the contracts, and as permitted by applicable laws and regulation, pay or provide selling firms with other promotional incentives in cash, credit or other compensation. We may offer these promotional incentives to all selling firms. The terms of such arrangements differ between selling firms. These promotional incentives may include but are not limited to:

•	sponsorship of marketing, educational, due diligence and compliance meetings and conferences we or the selling firm may conduct for investment professionals, including subsidy of travel, meal, lodging, entertainment and other expenses related to these meetings;

•	marketing support related to sales of the contract including for example, the creation of marketing materials, advertising and newsletters;

•	providing service to contract owners; and

•	funding other events sponsored by a selling firm that may encourage the selling firm’s investment professionals to sell the contract.

These promotional incentives or reimbursements may be calculated as a percentage of the selling firm’s aggregate, net or anticipated sales and/or total assets attributable to sales of the contract, and/or may be a fixed dollar amount. As noted below this additional compensation may cause the selling firm and its investment professionals to favor the contracts.

Sources of Payments to Selling Firms
We pay the commissions and other compensation described above from our assets. Our assets may include:

•	revenues we receive from fees and expenses that you will pay when buying, owning and making a surrender from the contract (see “Expense Summary”);

 96  RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS

•	compensation we or an affiliate receive from the underlying funds in the form of distribution and services fees (see “The Variable Account and the Funds — The Funds”);

•	compensation we or an affiliate receive from a fund’s investment adviser, subadviser, distributor or an affiliate of any of these (see “The Variable Account and the Funds — The Funds”); and

•	revenues we receive from other contracts we sell that are not securities and other businesses we conduct.

You do not directly pay the commissions and other compensation described above as the result of a specific charge or deduction under the contract. However, you may pay part or all of the commissions and other compensation described above indirectly through:

•	fees and expenses we collect from contract owners, including surrender charges; and

•	fees and expenses charged by the underlying subaccount funds in which you invest, to the extent we or one of our affiliates receive revenue from the funds or an affiliated person.

Potential Conflicts of Interest
Compensation payment arrangements with selling firms can potentially:

•	give selling firms a heightened financial incentive to sell the contract offered in this prospectus over another investment with lower compensation to the selling firm.

•	cause selling firms to encourage their investment professionals to sell you the contract offered in this prospectus instead of selling you other alternative investments that may result in lower compensation to the selling firm.

•	cause selling firms to grant us access to its investment professionals to promote sales of the contract offered in this prospectus, while denying that access to other firms offering similar contracts or other alternative investments which may pay lower compensation to the selling firm.

Payments to Investment Professionals

•	The selling firm pays its investment professionals. The selling firm decides the compensation and benefits it will pay its investment professionals.

•	To inform yourself of any potential conflicts of interest, ask the investment professional before you buy, how the selling firm and its investment professionals are being compensated and the amount of the compensation that each will receive if you buy the contract.

ISSUER
RiverSource Life issues the contracts. We are located at 70100 Ameriprise Financial Center, Minneapolis, MN 55474 and are a wholly-owned subsidiary of Ameriprise Financial, Inc.

We conduct a conventional life insurance business. We are licensed to do business in 49 states, the District of Columbia and American Samoa. Our primary products currently include fixed and variable annuity contracts and life insurance policies.

LEGAL PROCEEDINGS
Life insurance companies have been the subject of increasing regulatory, legislative and judicial scrutiny. Numerous state and federal regulatory agencies have commenced examinations and other inquiries of insurance companies regarding sales and marketing practices (including sales to older consumers and disclosure practices), claims handling, and unclaimed property and escheatment practices and procedures. With regard to an industry-wide investigation of unclaimed property and escheatment practices and procedures, RiverSource Life is responding to regulatory audits, market conduct examinations and other inquiries (including inquiries from the State of Minnesota). RiverSource Life has cooperated with and will continue to cooperate with the applicable regulators regarding their inquiries.

RiverSource Life is involved in the normal course of business in a number of other legal and arbitration proceedings concerning matters arising in connection with the conduct of its business activities. RiverSource Life believes that it is not a party to, nor are any of its properties the subject of, any pending legal, arbitration or regulatory proceedings that would have a material adverse effect on its consolidated financial condition, results of operations or liquidity. However, it is possible that the outcome of any such proceedings could have a material adverse impact on results of operations in any particular reporting period as the proceedings are resolved.

Additional Information

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
RiverSource Life is incorporating by reference in this prospectus information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information that we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC automatically will update and

RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS 97

supersede this information. The Annual Report on Form 10-K of RiverSource Life Insurance Company for the year ended December 31, 2012, File No. 33-28976, that we previously filed with the SEC under the Securities Exchange Act of 1934 (1934 Act) is incorporated by reference into this prospectus, as well as all of our subsequent annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC under the 1934 Act. To access this document, see “SEC Filings” under “Investors Relations” on our website at www.ameriprise.com.

RiverSource Life will furnish you without charge a copy of any or all of the documents incorporated by reference into this prospectus, including any exhibits to such documents which have been specifically incorporated by reference. We will do so upon receipt of your written or oral request. You can contact RiverSource Life at the telephone number and address listed on the first page of this prospectus.

AVAILABLE INFORMATION
This prospectus is part of a registration statement we file with the SEC. Additional information on RiverSource Life and on this offering is available in the registration statement. You can obtain copies of these materials at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. In addition to this prospectus, the SAI and information about the contract, information incorporated by reference is available on the EDGAR Database on the SEC’s Internet site at (http://www.sec.gov).

INDEMNIFICATION
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (Securities Act) may be permitted to directors and officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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APPENDICES

Table of Contents and Cross-Reference Table

APPENDIX NAME	PAGE #	CROSS-REFERENCE	PAGE #

Appendix A: Example — Market Value Adjustment (MVA)	p. 100	Guarantee Period Accounts (GPAs)	p. 33
Appendix B: Example — Surrender Charges	p. 102	Charges — Surrender Charge	p. 45
Appendix C: Example — Death Benefits	p. 111	Benefits in Case of Death	p. 66
Appendix D: Example — SecureSource Series of Riders	p. 117	Optional Benefits — Optional Living Benefits	p. 75
Appendix E: SecureSource Series of Riders — Additional RMD Disclosure	p. 125	Optional Benefits — Optional Living Benefits	p. 75
Appendix F: Example — Benefit Protector Death Benefit Rider	p. 127	Optional Benefits — Benefit Protector Death Benefit Rider	p. 86
Appendix G: Example — Benefit Protector Plus Death Benefit Rider	p. 129	Optional Benefits — Benefit Protector Plus Death Benefit Rider	p. 88
Appendix H: Asset Allocation Program for Contracts with Applications Signed Before May 1, 2006	p. 131	N/A
Appendix I: Guarantor Withdrawal Benefit for Life Rider	p. 132	N/A
Appendix J: Guarantor Withdrawal Benefit Rider	p. 144	N/A
Appendix K: Income Assurer Benefit Riders	p. 152	N/A
Appendix L: Example — Accumulation Protector Benefit Rider	p. 161	Optional Benefits — Optional Living Benefits	p. 75
Appendix M :SecureSource Rider Disclosure	p. 162	N/A
Appendix N: SecureSource 20 Rider Disclosure	p. 175	N/A
Appendix O: SecureSource Stages Rider Disclosure	p. 189	N/A
Appendix P: Condensed Financial Information (Unaudited)	p. 199	Condensed Financial Information (Unaudited)	p. 19

The purpose of these appendices is first to illustrate the operation of various contract features and riders; second, to provide additional disclosure regarding various contract features and riders; and lastly, to provide condensed financial history (unaudited) of the subaccounts.

In order to demonstrate the contract features and riders, an example may show hypothetical contract values. These contract values do not represent past or future performance. Actual contract values may be more or less than those shown and will depend on a number of factors, including but not limited to the investment experience of the subaccounts, GPAs, Special DCA Fixed account (Current Contract), DCA fixed account (Original Contract), regular fixed account (Current Contract) and one-year fixed account (Original Contract) and the fees and charges that apply to your contract.

The examples of death benefits and optional riders in appendices include a partial surrender to illustrate the effect of a partial surrender on the particular benefit. These examples are intended to show how the optional riders operate, and do not take into account whether the rider is part of a qualified contract. Qualified contracts are subject to required minimum distributions at certain ages which may require you to take partial surrenders from the contract (see “Taxes — Qualified Annuities — Required Minimum Distributions”). If you are considering the addition of certain death benefits and/or optional riders to a qualified contract, you should consult your tax advisor prior to making a purchase for an explanation of the potential tax implications to you.

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Appendix A: Example — Market Value Adjustment (MVA)

As the examples below demonstrate, the application of an MVA may result in either a gain or a loss of principal. We refer to all of the transactions described below as “early surrenders.”

Assumptions:

•	You purchase a contract and allocate part of your purchase payment to the ten-year GPA; and

•	we guarantee an interest rate of 3.0% annually for your ten-year guarantee period; and

•	after three years, you decide to make a surrender from your GPA. In other words, there are seven years left in your guarantee period.

Remember that the MVA depends partly on the interest rate of a new GPA for the same number of years as the guarantee period remaining on your GPA. In this case, that is seven years.

Example 1: Remember that your GPA is earning 3.0%. Assume at the time of your surrender new GPAs that we offer with a seven-year guarantee period are earning 3.5%. We add 0.10% to the 3.5% rate to get 3.6%. Your GPA’s 3.0% rate is less than the 3.6% rate and, so the MVA will be negative.

Example 2: Remember again that your GPA is earning 3.0%, and assume that new GPAs that we offer with a seven-year guarantee period are earning 2.5%. We add 0.10% to the 2.5% rate to get 2.6%. In this example, since your GPA’s 3.0% rate is greater than the 2.6% rate, the MVA will be positive. To determine that adjustment precisely, you will have to use the formula described below.

Sample MVA Calculations
The precise MVA formula we apply is as follows:

Early surrender amount ×	[(	1 + i 1 + j + .001)	n/12	− 1 ]	= MVA

Where	i	=	rate earned in the GPA from which amounts are being transferred or surrendered.
	j	=	current rate for a new guarantee period equal to the remaining term in the current guarantee period.
	n	=	number of months remaining in the current guarantee period (rounded up).

Examples — MVA
Using assumptions similar to those we used in the examples above:

•	You purchase a contract and allocate part of your purchase payment to the ten-year GPA;

•	we guarantee an interest rate of 3.0% annually for your ten-year guarantee period; and

•	after three years, you decide to make a $1,000 surrender from your GPA. In other words, there are seven years left in your guarantee period.

Example 1: You request an early surrender of $1,000 from your ten-year GPA earning a guaranteed interest rate of 3.0%. Assume at the time of your surrender new GPAs that we offer with a seven-year guarantee period are earning 3.5%. Using the formula above, we determine the MVA as follows:

$1,000 ×	[(	1.030 1 + .035 + .001)	84/12	− 1]	= –$39.84

In this example, the MVA is a negative $39.84.

Example 2: You request an early surrender of $1,000 from your ten-year GPA earning a guaranteed interest rate of 3.0%. Assume at the time of your surrender new GPAs that we offer with a seven-year guarantee period are earning 2.5%. Using the formula above, we determine the MVA as follows:

$1,000 ×	[(	1.030 1 + .025 + .001)	84/12	− 1]	= $27.61

In this example, the MVA is a positive $27.61.

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Please note that when you allocate your purchase payment to the ten-year GPA and your purchase payment is in its fourth year from receipt at the beginning of the guarantee period, the surrender charge will apply. (See “Charges — Surrender Charge.”) We do not apply MVAs to the amounts we deduct for surrender charges, so we would deduct the surrender charge from your early surrender after we applied the MVA. Also note that when you request an early surrender, we surrender an amount from your GPA that will give you the net amount you requested after we apply the MVA and any applicable surrender charge, unless you request otherwise.

The current interest rate we offer on the GPA will change periodically at our discretion. It is the rate we are then paying on purchase payments, renewals and transfers paid under this class of contracts for guarantee period durations equaling the remaining guarantee period of the GPA to which the formula is being applied.

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Appendix B: Example — Surrender Charges

Example — Surrender Charges

We determine your surrender charge by multiplying the amount of each purchase payment surrendered which could be subject to a surrender charge by the applicable surrender charge percentage, and then totaling the surrender charges. We calculate the amount of purchase payments surrendered (PPS) as:

Current Contract:
PPS	=	PPSC + PPF
PPSC	=	purchase payments surrendered that could be subject to a surrender charge
	=	(PS – FA) / (CV – FA) × (PP – PPF)
PPF	=	purchase payments surrendered that are not subject to a surrender charge
	=	FA – contract earnings, but not less than zero
PP	=	purchase payments not previously surrendered (total purchase payments – PPS from all previous surrenders)
PS	=	amount the contract value is reduced by the surrender
FA	=	total free amount = greater of contract earnings or 10% of prior anniversary’s contract value
CV	=	contract value prior to the surrender
Original Contract:
PPS	=	XSF + (ACV – XSF) / (CV – TFA) × (PPNPS – XSF)
XSF	=	10% of prior anniversary’s contract value – contract earnings, but not less than zero
ACV	=	amount the contract value is reduced by the surrender – contract earnings, but not less than zero
TFA	=	total free amount = greater of contract earnings or 10% of prior anniversary’s contract value
PPNPS	=	purchase payments not previously surrendered (total purchase payments – PPS from all previous surrenders)
CV	=	contract value prior to the surrender

When determining the surrender charge, contract earnings are defined as the contract value, including any positive or negative MVA on amounts being surrendered, less purchase payments not previously surrendered. We determine current contract earnings by looking at the entire contract value, not the earnings of any particular subaccount, GPA, the regular fixed account (Current Contract), the one-year fixed account (Original Contract), the Special DCA fixed account (Current Contract) or the DCA fixed account (Original Contract). If the contract value is less than purchase payments received and not previously surrendered, then contract earnings are zero.

The examples below show how the surrender charge for a full and partial surrender is calculated for a contract with an eight-year surrender charge schedule. Each example illustrates the amount of the surrender charge for both a contract that experiences gains and a contract that experiences losses, given the same set of assumptions.

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Current Contract: Full surrender charge calculation — eight-year surrender charge schedule:

This is an example of how we calculate the surrender charge on a contract with an eight-year (from the date of each purchase payment) surrender charge schedule and the following history:

Assumptions:

•	We receive a single $50,000 purchase payment and we immediately add a $1,000 purchase payment credit;

•	During the fourth contract year you surrender the contract for its total value. The surrender charge percentage in the fourth year after a purchase payment is 7.0%; and

•	You have made no prior surrenders.

We will look at two situations, one where the contract has a gain and another where there is a loss:

		Contract with Gain	Contract with Loss
	Contract value just prior to surrender:	$60,000.00	$40,000.00
	Contract value on prior anniversary:	58,000.00	42,000.00
We calculate the surrender charge as follows:

Step 1.	First, we determine the amount of earnings available in the contract at the time of surrender as:
	Contract value just prior to surrender (CV):	60,000.00	40,000.00
	Less purchase payments received and not previously surrendered (PP):	50.000.00	50.000.00

	Earnings in the contract (but not less than zero):	10,000.00	0.00

Step 2.	Next, we determine the total free amount (FA) available in the contract as the greatest of the following values:
	Earnings in the contract:	10,000.00	0.00
	10% of the prior anniversary’s contract value:	5,800.00	4,200.00

	FA (but not less than zero)	10,000.00	4,200.00

Step 3.	Next we determine PPF, the amount by which the total free amount (FA) exceeds earnings.
	Total free amount (FA):	10,000.00	4,200.00
	Less earnings in the contract:	10,000.00	0.00

	PPF (but not less than zero):	0.00	4,200.00

Step 4.	Next we determine PS, the amount by which the contract value is reduced by the surrender.
	PS:	60,000.00	40,000.00

Step 5.	Now we can determine how much of the PP is being surrendered (PPS) as follows:
	PPS = PPF + PPSC = PPF+ (PS − FA) / (CV − FA) * (PP − PPF)
	PPF from Step 3 =	0.00	4,200.00
	PS from Step 4 =	60,000.00	40,000.00
	CV from Step 1 =	60,000.00	40,000.00
	FA from Step 2 =	10,000.00	4,200.00
	PP from Step 1 =	50,000.00	50,000.00

	PPS =	50,000.00	50,000.00

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		Contract with Gain	Contract with Loss
Step 6.	We then calculate the surrender charge as a percentage of PPS. Note that for a contract with a loss, PPS may be greater than the amount you request to surrender:
	PPS:	50,000.00	50,000.00
	less PPF:	0.00	4,200.00

	PPSC = amount of PPS subject to a surrender charge:	50,000.00	45,800.00
	multiplied by the surrender charge rate:	× 7.0%	× 7.0%

	surrender charge:	3,500.00	3,206.00

Step 7.	The dollar amount you will receive as a result of your full surrender is determined as:
	Contract value surrendered:	60,000.00	40,000.00
	Surrender charge:	(3,500.00)	(3,206.00)
	Contract charge (assessed upon full surrender):	(40.00)	(40.00)

	Net full surrender proceeds:	$56,460.00	$36,754.00

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Current Contract: Partial surrender charge calculation — eight-year surrender charge schedule:

This is an example of how we calculate the surrender charge on a contract with an eight-year (from the date of each purchase payment) surrender charge schedule and the following history:

Assumptions:

•	We receive a single $50,000 purchase payment and we immediately add a $1,000 purchase payment credit;

•	During the fourth contract year you request a net partial surrender of $15,000.00. The surrender charge percentage in the fourth year after a purchase payment is 7.0%; and

•	You have made no prior surrenders.

We will look at two situations, one where the contract has a gain and another where there is a loss:

		Contract with Gain	Contract with Loss
	Contract value just prior to surrender:	$60,000.00	$40,000.00
	Contract value on prior anniversary:	58,000.00	42,000.00

We determine the amount of contract value that must be surrendered in order for the net partial surrender proceeds to match the amount requested. We start with an estimate of the amount of contract value to surrender and calculate the resulting surrender charge and net partial surrender proceeds as illustrated below. We then adjust our estimate and repeat until we determine the amount of contract value to surrender that generates the desired net partial surrender proceeds.
We calculate the surrender charge for each estimate as follows:

Step 1.	First, we determine the amount of earnings available in the contract at the time of surrender as:
	Contract value just prior to surrender (CV):	60,000.00	40,000.00
	Less purchase payments received and not previously surrendered (PP):	50,000.00	50,000.00

	Earnings in the contract (but not less than zero):	10,000.00	0.00

Step 2.	Next, we determine the total free amount (FA) available in the contract as the greatest of the following values:
	Earnings in the contract:	10,000.00	0.00
	10% of the prior anniversary’s contract value:	5,800.00	4,200.00

	FA (but not less than zero):	10,000.00	4,200.00

Step 3.	Next we determine PPF, the amount by which the total free amount (FA) exceeds earnings.
	Total free amount (FA):	10,000.00	4,200.00
	Less earnings in the contract:	10,000.00	0.00

	PPF (but not less than zero):	0.00	4,200.00

Step 4.	Next we determine PS, the amount by which the contract value is reduced by the surrender.
	PS (determined by iterative process described above):	15,376.34	16,062.31

Step 5.	Now we can determine how much of the PP is being surrendered (PPS) as follows:
	PPS = PPF + PPSC = PPF + (PS − FA) / (CV − FA) * (PP − PPF)
	PPF from Step 3 =	0.00	4,200.00
	PS from Step 4 =	15,376.34	16,062.31
	CV from Step 1 =	60,000.00	40,000.00
	FA from Step 2 =	10,000.00	4,200.00
	PP from Step 1 =	50,000.00	50,000.00

	PPS =	5,376.34	19,375.80

RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS 105

		Contract with Gain	Contract with Loss
Step 6.	We then calculate the surrender charge as a percentage of PPS. Note that for a contract with a loss, PPS may be greater than the amount you request to surrender:
	PPS:	5,376.34	19,375.80
	less PPF:	0.00	4,200.00

	PPSC = amount of PPS subject to a surrender charge:	5,376.34	15,175.80
	multiplied by the surrender charge rate:	× 7.0%	× 7.0%

	surrender charge:	376.34	1,062.31

Step 7.	The dollar amount you will receive as a result of your partial surrender is determined as:
	Contract value surrendered:	15,376.34	16,062.31
	Surrender charge:	(376.34)	(1,062.31)

	Net partial surrender proceeds:	$15,000.00	$15,000.00

 106  RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS

Original Contract Full surrender charge calculation — eight-year surrender charge schedule:

This is an example of how we calculate the surrender charge on a contract with an eight-year (from the date of each purchase payment) surrender charge schedule and the following history:

Assumptions:

•	We receive a single $50,000 purchase payment and we immediately add a $1,000 purchase payment credit;

•	During the fourth contract year you surrender the contract for its total value. The surrender charge percentage in the fourth year after a purchase payment is 8.0%; and

•	You have made no prior surrenders.

We will look at two situations, one where the contract has a gain and another where there is a loss:

		Contract with Gain	Contract with Loss
	Contract value just prior to surrender:	$60,000.00	$40,000.00
	Contract value on prior anniversary:	58,000.00	42,000.00
We calculate the surrender charge as follows:

Step 1.	First, we determine the amount of earnings available in the contract at the time of surrender as:
	Contract value just prior to surrender (CV):	60,000.00	40,000.00
	Less purchase payments received and not previously surrendered (PPNPS):	50,000.00	50,000.00

	Earnings in the contact (but not less than zero):	10,000.00	0.00

Step 2.	Next, we determine the Total Free Amount (TFA) available in the contract as the greatest of the following values:
	Earnings in the contract:	10,000.00	0.00
	10% of the prior anniversary’s contract value:	5,800.00	4,200.00

	TFA (but not less than zero):	10,000.00	4,200.00

Step 3.	Next we determine ACV, the amount by which the contract value surrendered exceeds earnings.
	Contract value surrendered:	60,000.00	40,000.00
	Less earnings in the contract:	10,000.00	0.00

	ACV (but not less than zero):	50,000.00	40,000.00

Step 4.	Next we determine XSF, the amount by which 10% of the prior anniversary’s contract value exceeds earnings.
	10% of the prior anniversary’s contract value:	5,800.00	4,200.00
	Less earnings in the contract:	10,000.00	0.00

	XSF (but not less than zero):	0.00	4,200.00

Step 5.	Now we can determine how much of the PPNPS is being surrendered (PPS) as follows:

	PPS = XSF + (ACV – XSF) / (CV – TFA) × (PPNPS – XSF)

	XSF from Step 4 =	0.00	4,200.00
	ACV from Step 3 =	50,000.00	40,000.00
	CV from Step 1 =	60,000.00	40,000.00
	TFA from Step 2 =	10,000.00	4,200.00
	PPNPS from Step 1 =	50,000.00	50,000.00

	PPS =	50,000.00	50,000.00

RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS 107

		Contract with Gain	Contract with Loss
Step 6.	We then calculate the surrender charge as a percentage of PPS. Note that for a contract with a loss, PPS may be greater than the amount you request to surrender:
	PPS:	50,000.00	50,000.00
	less XSF:	(0.00)	(4,200.00)

	amount of PPS subject to a surrender charge:	50,000.00	45,800.00
	multiplied by the surrender charge rate:	× 8.0%	× 8.0%

	surrender charge:	4,000.00	3,664.00

Step 7.	The dollar amount you will receive as a result of your full surrender is determined as:
	Contract value surrendered:	60,000.00	40,000.00
	Surrender charge:	(4,000.00)	(3,664.00)
	Contract charge (assessed upon full surrender):	(40.00)	(40.00)

	Net full surrender proceeds:	$55,960.00	$36,296.00

 108  RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS

Original Contract Partial surrender charge calculation — eight-year surrender charge schedule:

This is an example of how we calculate the surrender charge on a contract with an eight-year (from the date of each purchase payment) surrender charge schedule and the following history:

Assumptions:

•	We receive a single $50,000 purchase payment and we immediately add a $1,000 purchase payment credit;

•	During the fourth contract year you request a net partial surrender of $15,000.00. The surrender charge percentage in the fourth year after a purchase payment is 8.0%; and

•	You have made no prior surrenders.

We will look at two situations, one where the contract has a gain and another where there is a loss:

		Contract with Gain	Contract with Loss
	Contract value just prior to surrender:	$60,000.00	$40,000.00
	Contract value on prior anniversary:	58,000.00	42,000.00

We determine the amount of contract value that must be surrendered in order for the net partial surrender proceeds to match the amount requested. We start with an estimate of the amount of contract value to surrender and calculate the resulting surrender charge and net partial surrender proceeds as illustrated below. We then adjust our estimate and repeat until we determine the amount of contract value to surrender that generates the desired net partial surrender proceeds.

We calculate the surrender charge for each estimate as follows:

Step 1.	First, we determine the amount of earnings available in the contract at the time of surrender as:
	Contract value just prior to surrender (CV):	60,000.00	40,000.00
	Less purchase payments received and not previously surrendered (PPNPS):	50,000.00	50,000.00

	Earnings in the contact (but not less than zero):	10,000.00	0.00

Step 2.	Next, we determine the Total Free Amount (TFA) available in the contract as the greatest of the following values:
	Earnings in the contract:	10,000.00	0.00
	10% of the prior anniversary’s contract value:	5,800.00	4,200.00

	TFA (but not less than zero):	10,000.00	4,200.00

Step 3.	Next we determine ACV, the amount by which the contract value surrendered exceeds earnings.
	Contract value surrendered:	15,434.78	16,231.37
	Less earnings in the contract:	10,000.00	0.00

	ACV (but not less than zero):	5,434.78	16,231.37

Step 4.	Next we determine XSF, the amount by which 10% of the prior anniversary’s contract value exceeds earnings.
	10% of the prior anniversary’s contract value:	5,800.00	4,200.00
	Less earnings in the contract:	10,000.00	0.00

	XSF (but not less than zero):	0.00	4,200.00

RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS 109

		Contract with Gain	Contract with Loss

Step 5.	Now we can determine how much of the PPNPS is being surrendered (PPS) as follows:
	PPS = XSF + (ACV – XSF) /(CV – TFA) × (PPNPS – XSF)
	XSF from Step 4 =	0.00	4,200.00
	ACV from Step 3 =	5,434.78	16,231.37
	CV from Step 1 =	60,000.00	40,000.00
	TFA from Step 2 =	10,000.00	4,200.00
	PPNPS from Step 1 =	50,000.00	50,000.00

	PPS =	5,434.78	19,592.09
Step 6.	We then calculate the surrender charge as a percentage of PPS. Note that for a contract with a loss, PPS may be greater than the amount you request to surrender:
	PPS:	5,434.78	19,592.09
	less XSF:	(0.00)	4,200.00

	amount of PPS subject to a surrender charge:	5,434.78	15,392.09
	multiplied by the surrender charge rate:	× 8.0%	× 8.0%

	surrender charge:	434.78	1,231.37
Step 7.	The dollar amount you will receive as a result of your partial surrender is determined as:
	Contract value surrendered:	15,434.78	16,231.37
	Surrender charge:	(434.78)	(1,231.37)

	Net partial surrender proceeds:	$15,000.00	$15,000.00

 110  RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS

Appendix C: Example — Death Benefits

Current Contract:

Example — ROPP Death Benefit

Assumptions:

•	You purchase the contract with a payment of $100,000. We add a purchase payment credit of $3,000 to the contract; and

•	On the first contract anniversary you make an additional payment of $20,000. We add a purchase payment credit of $600; and

•	During the second contract year the contract value is $110,000 and you take a $10,000 partial surrender (including withdrawal charges); and

•	During the third contract year the contract value is $105,000.

We calculate the ROPP Death Benefit as follows:
Contract value at death:	$105,000.00

Purchase payments, plus credits minus adjusted partial surrenders:
Total purchase payments:	$120,000.00
plus purchase payment credits:	+3,600.00
minus adjusted partial surrenders calculated as:

$10,000 × $123,600 $110,000 =	–11,236.36

for a death benefit of:	$112,363.64

The ROPP Death Benefit, calculated as the greatest of these two values:	$112,363.64

Example — MAV Death Benefit

Assumptions:

•	You purchase the contract with a payment of $25,000. We add a purchase payment credit of $500 to your contract; and

•	On the first contract anniversary the contract value grows to $29,000; and

•	During the second contract year the contract value falls to $27,000, at which point you take a $1,500 partial surrender (including surrender charges), leaving a contract value of $25,500.

We calculate the MAV Death Benefit, which is based on the greater of three values, as follows:
1. Contract value at death:	$25,500.00

2. Purchase payments, plus purchase payment credits minus adjusted partial surrenders:
Total purchase payments and purchase payment credits:	$25,500.00
minus adjusted partial surrenders, calculated as:

$1,500 × $25,500 $27,000 =	–1,416.67

for a death benefit of:	$24,083.33

3. The MAV immediately preceding the date of death:
Greatest of your contract anniversary values:	$29,000.00
plus purchase payments and purchase payment credits made since the prior anniversary:	+0.00
minus adjusted partial surrenders, calculated as:

$1,500 × $29,000 $27,000 =	–1,611.11

for a death benefit of:	$27,388.89

The MAV Death Benefit, calculated as the greatest of these three values, which is the MAV:	$27,388.89

RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS 111

Example — 5% Accumulation Death Benefit

Assumptions:

•	You purchase the contract with a payment of $25,000 and we add a purchase payment credit of $500 to your contract. You allocate $5,000 to the regular fixed account and $20,500 to the subaccounts; and

•	on the first contract anniversary the regular fixed account value is $5,200 and the subaccount value is $17,000. Total contract value is $23,200; and

•	During the second contract year the regular fixed account value is $5,300 and the subaccount value is $19,000. Total contract value is $24,300. You take a $1,500 (including surrender charge) partial surrender all from the subaccounts, leaving the contract value at $22,800.

The death benefit, which is based on the greatest of three values, is calculated as follows:
1. Contract value at death:	$22,800.00

2. Purchase payments minus adjusted partial surrenders:
Total purchase payments and purchase payment credits:	$25,500.00
minus adjusted partial surrenders, calculated as:

$1,500 × $25,500 $24,300 =	–1,574.07

for a death benefit of:	$23,925.93

3. The 5% accumulation death benefit floor:
The variable account floor on the first contract anniversary, calculated as: 1.05 × $20,000 = plus amounts allocated to the subaccounts since that anniversary:	$21,525.00
minus the 5% accumulation death benefit floor adjusted partial surrender from the subaccounts, calculated as:	+0.00

$1,500 × $21,525 $19,000 =	–1,699.34

variable account floor benefit:	$19,825.66
plus the regular fixed account value:	+5,300.00

5% accumulation death benefit floor (value of the regular fixed account and the variable account floor):	$25,125.66

The 5% Accumulation Death Benefit, calculated as the greatest of these three values, which is the 5% accumulation death benefit floor:	$25,125.66

 112  RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS

Example — Enhanced Death Benefit

Assumptions:

•	You purchase the contract with a payment of $25,000 and we add a $500 purchase payment credit with $5,000 allocated to the regular fixed account and $20,500 allocated to the subaccounts; and

•	on the first contract anniversary the regular fixed account value is $5,200 and the subaccount value is $17,000. Total contract value is $23,200; and

•	During the second contract year the regular fixed account value is $5,300 and the subaccount value is $19,000. Total contract value is $24,300. You take a $1,500 (including surrender charge) partial surrender all from the subaccounts, leaving the contract value at $22,800.

The death benefit, which is based on the greatest of four values, is calculated as follows:

1. Contract value at death:	$22,800.00

2. Purchase payments minus adjusted partial surrenders:
Total purchase payments:	$25,500.00
minus adjusted partial surrenders, calculated as:

$1,500 × $25,500 $24,300 =	–1,574.07

for a death benefit of:	$23,925.93

3. The MAV on the anniversary immediately preceding the date of death:
The MAV on the immediately preceding anniversary:	$25,500.00
plus purchase payments and credits made since that anniversary:	+0.00
minus adjusted partial surrenders made since that anniversary, calculated as:

$1,500 × $25,500 $24,300 =	–1,574.07

for a MAV Death Benefit of:	$23,925.93

4. The 5% accumulation death benefit floor:
The variable account floor on the first contract anniversary calculated as: 1.05 × $20,000 =	$21,525.00

plus amounts allocated to the subaccounts since that anniversary:	+0.00
minus the 5% accumulation death benefit floor adjusted partial surrender from the subaccounts, calculated as:

$1,500 × $21,525 $19,000 =	–1,699.34

variable account floor benefit:	$19,825.66
plus the regular fixed account value:	+5,300.00

5% accumulation death benefit floor (value of the regular fixed account and the variable account floor):	$25,125.66

Enhanced Death Benefit, calculated as the greatest of these four values, which is the 5% accumulation death benefit floor:	$25,125.66

RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS 113

Original Contract:

Example — ROP Death Benefit

Assumptions:

•	You purchase the contract with a payment of $100,000. We add a purchase payment credit of $3,000 to the contract; and

•	On the first contract anniversary you make an additional payment of $20,000. We add a purchase payment credit of $600; and

•	During the second contract year the contract value is $110,000 and you take a $10,000 partial surrender (including withdrawal charges); and

•	During the third contract year the contract value is $105,000.

We calculate the ROP Death Benefit as follows:
Contract value at death:	$105,000.00

Purchase payments, plus credits minus adjusted partial surrenders:
Total purchase payments:	$120,000.00
plus purchase payment credits:	+3,600.00
minus adjusted partial surrenders calculated as:

$10,000 × $123,600 $110,000 =	–11,236.36

for a death benefit of:	$112,363.64

The ROP Death Benefit, calculated as the greatest of these two values:	$112,363.64

Example — MAV Death Benefit

Assumptions:

•	You purchase the contract with a payment of $25,000. We add a purchase payment credit of $500 to your contract; and

•	On the first contract anniversary the contract value grows to $29,000; and

•	During the second contract year the contract value falls to $27,000, at which point you take a $1,500 partial surrender (including surrender charges), leaving a contract value of $25,500.

We calculate the MAV Death Benefit, which is based on the greater of three values, as follows:
1. Contract value at death:	$25,500.00

2. Purchase payments, plus purchase payment credits minus adjusted partial surrenders:
Total purchase payments and purchase payment credits:	$25,500.00
minus adjusted partial surrenders, calculated as:

$1,500 × $25,500 $27,000 =	–1,416.67

for a death benefit of:	$24,083.33

3. The MAV immediately preceding the date of death:
Greatest of your contract anniversary values:	$29,000.00
plus purchase payments and purchase payment credits made since the prior anniversary:	+0.00
minus adjusted partial surrenders, calculated as:

$1,500 × $29,000 $27,000 =	–1,611.11

for a death benefit of:	$27,388.89

The MAV Death Benefit, calculated as the greatest of these three values, which is the MAV:	$27,388.89

 114  RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS

Example — 5% Accumulation Death Benefit

Assumptions:

•	You purchase the contract with a payment of $25,000 and we add a purchase payment credit of $500 to your contract. You allocate $5,000 to the one-year fixed account and $20,500 to the subaccounts; and

•	On the first contract anniversary the one-year fixed account value is $5,200 and the subaccount value is $17,000. Total contract value is $23,200; and

•	During the second contract year the one-year fixed account value is $5,300 and the subaccount value is $19,000. Total contract value is $24,300. You take a $1,500 partial surrender, (including surrender charges) all from the subaccounts, leaving the contract value at $22,800.

The death benefit, which is based on the greater of three values, is calculated as follows:
1. Contract value at death:	$22,800.00

2. Purchase payments, plus purchase payment credits minus adjusted partial surrenders:
Total purchase payments and purchase payment credits:	$25,500.00
minus adjusted partial surrenders, calculated as:

$1,500 × $25,500 $24,300 =	–1,574.07

for a death benefit of:	$23,925.93

3. The 5% variable account floor:
The variable account floor on the first contract anniversary, calculated as: 1.05 x $20,500 =	$21,525.00
plus purchase payments and purchase payment credits allocated to the subaccounts since that anniversary:	+0.00
minus the 5% variable account floor adjusted partial surrender from the subaccounts, calculated as:

$1,500 × $21,525 $19,000 =	–1,699.34

variable account floor benefit:	$19,825.66
plus the one-year fixed account value:	+5,300.00

5% variable account floor (value of the one-year fixed account and the variable
account floor):	$25,125.66

The 5% Accumulation Death Benefit, calculated as the greatest of these three values, which is the 5% variable account floor:	$25,125.66

RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS 115

Example — Enhanced Death Benefit

Assumptions:

•	You purchase the contract with a payment of $25,000 and we add a $500 purchase payment credit with $5,000 allocated to the one-year fixed account and $20,500 allocated to the subaccounts; and

•	On the first contract anniversary the one-year fixed account value is $5,200 and the subaccount value is $17,000. Total contract value is $23,200; and

•	During the second contract year the one-year fixed account value is $5,300 and the subaccount value is $19,000. Total contract value is $24,300. You take a $1,500 partial surrender (including surrender charges) all from the subaccounts, leaving the contract value at $22,800.

The death benefit, which is based on the greater of four values, is calculated as follows:
1. Contract value at death:	$22,800.00

2. Purchase payments and purchase payment credits minus adjusted partial surrenders:
Total purchase payments:	$25,500.00
minus adjusted partial surrenders, calculated as:

$1,500 × $25,500 $24,300 =	–1,574.07

for a return of purchase payments death benefit of:	$23,925.93

3. The MAV on the anniversary immediately preceding the date of death:
The MAV on the immediately preceding anniversary:	$25,500.00
plus purchase payments and credits made since that anniversary:	+0.00
minus adjusted partial surrenders made since that anniversary, calculated as:

$1,500 × $25,500 $24,300 =	–1,574.07

for a MAV Death Benefit of:	$23,925.93

4. The 5% variable account floor:
The variable account floor on the first contract anniversary, calculated as: 1.05 × $20,500 =	$21,525.00
plus purchase payments and purchase payment credit amounts allocated to the subaccounts since that anniversary:	+0.00
minus the 5% variable account floor adjusted partial surrender from the subaccounts, calculated as:

$1,500 × $21,525 $19,000 =	–1,699.34

variable account floor benefit:	$19,825.66
plus the one-year fixed account value:	+5,300.00

5% variable account floor (value of the one-year fixed account and the variable account floor):	$25,125.66

Enhanced Death Benefit, calculated as the greatest of these four values, which is the 5% variable account floor:	$25,125.66

 116  RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS

Appendix D: Example — SecureSource Series Riders

SecureSource Stages 2 Riders — Example:
Assumptions:

•	You purchase the contract with a payment of $100,000 and make no additional payments to the contract.

•	You are the sole owner and also the annuitant. You (and your spouse for the joint benefit) are age 61.

•	Annual step-ups are applied each anniversary when available, where the contract value is greater than the PBG and/or the BB. Applied annual step-ups are indicated in bold.

•	You elect the Moderate PN program investment option at issue.

			Hypothetical
Contract			Assumed				Benefit							Lifetime
Duration	Purchase	Partial	Contract				Determining							Payment
in Years	Payments	Withdrawals	Value	BB		WAB	Percentage	PBG		ALP		RALP		Percent

At Issue	$100,000	NA	$100,000	$100,000		$100,000	0.0%	$100,000		$4,000		$4,000	(1)	4%

1	0	0	98,000	108,000		108,000	9.3%	108,000		5,400		6,400	(2)	5%

2	0	0	105,000	114,000		114,000	7.9%	105,000		5,700		6,700		5%

3	0	0	118,000	120,000		120,000	1.7%	118,000		6,000		6,000		5%

3.5	0	6,000	112,000	120,000		113,898	1.7%	112,000		6,000		0		5%

4	0	0	115,000	120,000		115,000	0.0%	115,000		6,000		6,000		5%

5	0	0	130,000	130,000		130,000	0.0%	130,000		7,800	(3)	7,800	(3)	6%	(3)

6	0	0	110,000	130,000		130,000	15.4%	130,000		7,800		7,800		6%

7	0	0	100,000	130,000		130,000	23.1%	130,000		6,500	(4)	6,500	(4)	5%	(4)

7.5	0	10,000	90,000	125,134	(5)	117,000	23.1%	118,877	(5)	6,257	(5)	0		5%

8	0	0	80,000	125,134		117,000	31.6%	118,877		6,257		6,257		5%

9	0	0	95,000	125,134		117,000	18.8%	118,877		7,508	(4)	7,508	(4)	6%	(4)

(1)	The ALP and RALP are based on percentage B until the end of the 1-Year waiting period.
(2)	Since no withdrawal was taken at the end of the 1-year waiting period, the ALP and RALP are recalculated based on percentage A.
(3)	Because the annual step-up increased the BB on the anniversary and the covered person’s (for the joint benefit, younger covered spouse’s) attained age is in a higher age band, the lifetime payment percentage increased.
(4)	The lifetime payment percentage is based on percentage A when the BDP is less than 20% and percentage B when the BDP is greater than or equal to 20%.
(5)	The $10,000 withdrawal is greater than the $6,500 RALP allowed under the rider and therefore excess withdrawal processing is applied. The BB and PBG are reset as described in “Lifetime Benefit Description – Determination of Adjustment of Benefit Values”.

RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS 117

Example: SecureSource Stages

EXAMPLE:

Assumptions:

•	You purchase the contract with a payment of $100,000 and make no additional payments to the contract.

•	You are the sole owner and also the annuitant. You (and your spouse for the joint benefit) are age 61.

•	Annual step-ups are applied each anniversary when available, where the contract value is greater than the PBG and/or the BB. Applied annual step-ups are indicated in bold.

•	You elect the Moderate PN program investment option at issue.

			Hypothetical
Contract			Assumed				Benefit							Lifetime
Duration	Purchase	Partial	Contract				Determining							Payment
in Years	Payments	Withdrawals	Value	BB		WAB	Percentage	PBG		ALP		RALP		Percent

At Issue	$100,000	NA	$100,000	$100,000		$100,000	0.0%	$100,000		$5,000		$0	(1)	5%

1	0	0	98,000	108,000		108,000	9.3%	100,000		5,400		0		5%

2	0	0	105,000	114,000		114,000	7.9%	105,000		5,700		0		5%

3	0	0	118,000	120,000		120,000	1.7%	118,000		6,000		6,000	(2)	5%

3.5	0	6,000	112,000	120,000		113,898	1.7%	112,000		6,000		0		5%

4	0	0	115,000	120,000		115,000	0.0%	115,000		6,000		6,000		5%

5	0	0	130,000	130,000		130,000	0.0%	130,000		7,800	(3)	7,800	(3)	6%	(3)

6	0	0	110,000	130,000		130,000	15.4%	130,000		7,800		7,800		6%

7	0	0	100,000	130,000		130,000	23.1%	130,000		6,500	(4)	6,500	(4)	5%	(4)

7.5	0	10,000	90,000	117,000	(5)	117,000	23.1%	108,000	(5)	5,850	(5)	0		5%

8	0	0	80,000	117,000		117,000	31.6%	108,000		5,850		5,850		5%

9	0	0	95,000	117,000		117,000	18.8%	108,000		7,020	(4)	7,020	(4)	6%	(4)

(1)	The RALP is zero until the end of the 3-Year waiting period.
(2)	At the end of the 3-Year waiting period, the RALP is set equal to the ALP.
(3)	Because the annual step-up increased the BB on the anniversary and the covered person’s (for the joint benefit, younger covered spouse’s) attained age is in a higher age band, the lifetime payment percentage increased.
(4)	The lifetime payment percentage is based on percentage A when the BDP is less than 20% and percentage B when the BDP is greater than or equal to 20%.
(5)	The $10,000 withdrawal is greater than the $6,500 RALP allowed under the rider and therefore excess withdrawal processing is applied. The BB and PBG are reset as described in “Determination of Adjustment of Benefit Values” in the “Lifetime Benefit Description”.

 118  RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS

Example: SecureSource 20

EXAMPLE #1: Lifetime benefit not established at the time the contract and rider are purchased.
Assumptions:

•	You purchase the contract with a payment of $100,000 and make no additional payments to the contract.

•	You are the sole owner and also the annuitant. You (and your spouse for the joint benefit) are age 61.

•	Annual step-ups are applied each anniversary when available, where the contract value is greater than the RBA and/or the contract value times the ALP percentage is greater than the ALP. Applied annual step-ups are indicated in bold.

•	You elect the Moderate PN program investment option at issue.

			Hypothetical
Contract			Assumed
Duration	Purchase	Partial	Contract				Basic Benefit								Lifetime Benefit
in Years	Payments	Withdrawals	Value	WAB		BDP	GBA		RBA		GBP		RBP		ALP		RALP

At Issue	$100,000	NA	$100,000	$100,000		0.0%	$100,000		$100,000		$6,000		$0		NA		NA

1	0	0	98,000	100,000		2.0%	100,000		100,000		6,000		0		NA		NA

2	0	0	105,000	105,000		0.0%	105,000		105,000		6,300		0		NA		NA

3	0	0	125,000	125,000		0.0%	125,000		125,000		7,500		7,500		NA		NA

3.5	0	6,000	111,000	118,590		6.4%	125,000		119,000		7,500		1,500		NA		NA

4	0	0	104,000	118,590		12.3%	125,000		119,000		7,500		7,500		7,140	(1)	7,140	(1)

5	0	0	90,000	118,590		24.1%	125,000		119,000		6,250	(2)	6,250	(2)	5,950	(2)	5,950	(2)

6	0	0	95,000	118,590		19.9%	125,000		119,000		7,500		7,500		7,140		7,140

6.5	0	7,500	87,500	87,500	(3)	0.0%	125,000		111,500		7,500		0		5,250	(3)	0

7	0	0	90,000	90,000		0.0%	125,000		111,500		7,500		7,500		5,400		5,400

7.5	0	10,000	70,000	70,000	(4)	0.0%	70,000	(4)	70,000	(4)	4,200	(4)	0		4,200	(4)	0

8	0	0	75,000	75,000		0.0%	75,000		75,000		4,500		4,500		4,500		4,500

(1)	The ALP and RALP are established on the contract anniversary following the date the covered person (younger Covered Spouse for Joint) reaches age 65 as the greater of the ELB or the RBA, times the ALP percentage.
(2)	The ALP percentage and GBP percentage are 6% when the BDP is less than 20% and 5% when the BDP is greater than or equal to 20%.
(3)	The $7,500 withdrawal is greater than the $7,140 RALP allowed under the lifetime benefit and therefore excess withdrawal processing is applied to the ALP, resetting the ALP to the lesser of the prior ALP or the ALP percentage times the contract value following the withdrawal. The WAB is reset to the ALP after the reset divided by the current ALP percentage. The BDP at the time of withdrawal is less than 20%, so the ALP percentage and GBP percentage are set at 6% for the remainder of the contract year.
(4)	The $10,000 withdrawal is greater than both the $7,500 RBP allowed under the basic benefit and the $5,400 RALP allowed under the lifetime benefit and therefore excess withdrawal processing is applied to both benefits. The GBA is reset to the lesser of the prior GBA or the contract value following the withdrawal. The RBA is reset to the lesser of the prior RBA less the withdrawal or the contract value following the withdrawal. The ALP is reset to the lesser of the prior ALP or the ALP percentage times the contract value following the withdrawal. The WAB is reset to the ALP after the reset divided by the current ALP percentage. The BDP at the time of withdrawal is less than 20%, so the ALP percentage and GBP percentage are set at 6% for the remainder of the contract year.

RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS 119

EXAMPLE #2: Lifetime benefit established at the time the contract and rider are purchased.

Assumptions:

•	You purchase the contract with a payment of $100,000 and make no additional payments to the contract.

•	You are the sole owner and also the annuitant. You (and your spouse for the joint benefit) are age 65.

•	Annual step-ups are applied each anniversary when available, where the contract value is greater than the RBA and/or the contract value times the ALP percentage is greater than the ALP. Applied annual step-ups are indicated in bold.

•	You elect the Moderate PN program investment option at issue. On the 7th contract anniversary, you elect to change to the Moderately Aggressive PN program investment option. The target PN program investment option under the contract is the Moderate PN program investment option.

			Hypothetical
Contract			Assumed
Duration	Purchase	Partial	Contract				Basic Benefit								Lifetime Benefit
in Years	Payments	Withdrawals	Value	WAB		BDP	GBA		RBA		GBP		RBP		ALP		RALP

At Issue	$100,000	NA	$100,000	$100,000		0.0%	$100,000		$100,000		$6,000		$0		$6,000		$0

1	0	0	105,000	105,000		0.0%	105,000		105,000		6,300		0		6,300		0

2	0	0	110,000	110,000		0.0%	110,000		110,000		6,600		0		6,600		0

3	0	0	110,000	120,000		8.3%	110,000		110,000		6,600		6,600	(1)	7,200		7,200	(1)

3.5	0	6,000	104,000	113,455		8.3%	110,000		104,000		6,600		600		7,200		1,200

4	0	0	100,000	113,455		11.9%	110,000		104,000		6,600		6,600		7,200		7,200

4.5	0	7,000	90,000	105,267		14.5%	90,000		90,000		5,400	(2)	5,400	(2)	7,200		200

5	0	0	80,000	105,267		24.0%	90,000		90,000		4,500	(3)	4,500	(3)	6,000	(3)	6,000	(3)

5.5	0	10,000	70,000	70,000	(4)	0.0%	70,000		70,000		3,500	(4)	3,500	(4)	3,500	(4)	3,500	(4)

6	0	0	75,000	75,000		0.0%	75,000		75,000		4,500		4,500		4,500		4,500

7	0	0	70,000	70,000	(5)	0.0%	70,000	(5)	70,000	(5)	4,200	(5)	4,200	(5)	4,200	(5)	4,200	(5)

(1)	At the end of the 3-Year waiting period, the RBP and RALP are set equal to the GBP and ALP, respectively. The 20% rider credit is applied to the lifetime benefit.
(2)	The $7,000 withdrawal is greater than the $6,600 RBP allowed under the basic benefit and therefore excess withdrawal processing is applied to the basic benefit. The GBA is reset to the lesser of the prior GBA or the contract value following the withdrawal. The RBA is reset to the lesser of the prior RBA less the withdrawal or the contract value following the withdrawal. The BDP at the time of withdrawal is less than 20%, so the ALP percentage and GBP percentage are set at 6% for the remainder of the contract year.
(3)	The ALP percentage and GBP percentage are 6% when the BDP is less than 20% and 5% when the BDP is greater than or equal to 20%.
(4)	The $10,000 withdrawal is greater than both the $4,500 RBP allowed under the basic benefit and the $6,000 RALP allowed under the lifetime benefit and therefore excess withdrawal processing is applied to both benefits. The GBA is reset to the lesser of the prior GBA or the contract value following the withdrawal. The RBA is reset to the lesser of the prior RBA less the withdrawal or the contract value following the withdrawal. The ALP is reset to the lesser of the prior ALP or the ALP percentage times the contract value following the withdrawal. The WAB is reset to the ALP after the reset divided by the current ALP Percentage. The BDP at the time of withdrawal is greater than or equal to 20%, so the ALP percentage and GBP percentage are set at 5% for the remainder of the contract year.
(5)	Allocation to the Moderately Aggressive PN program investment option during a withdrawal phase will reset the benefit. The GBA is reset to the lesser of the prior GBA or the contract value. The RBA is reset to the lesser of the prior RBA or the contract value. The ALP is reset to the lesser of the prior ALP or the ALP percentage times the contract value. The WAB is reset to the ALP after the reset divided by the current ALP percentage. Any future withdrawals will reallocate your contract value to the Moderate PN program investment option if you are invested more aggressively than the Moderate PN program investment option.

 120  RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS

Example: SecureSource

EXAMPLE #1: Single Life benefit: Covered person has not reached age 65 at the time the contract and rider are purchased.

Assumptions:

•	You purchase the contract with a payment of $98,039 and you receive a purchase payment credit of $1,961, and make no additional payments to the contract.

•	You are the sole owner and also the annuitant. You are age 60.

•	Automatic annual step-ups are applied each anniversary when available, where the contract value is greater than the RBA and/or 6% of the contract value is greater than the ALP. Applied annual step-ups are indicated in bold.

•	You elect the Moderate PN program investment option at issue. On the 1st contract anniversary, you elect to change to the Moderately Aggressive PN program investment option. The target PN program investment option under the contract is the Moderate PN program investment option.

			Hypothetical
Contract			Assumed
Duration	Purchase	Partial	Contract	Basic Withdrawal Benefit						Lifetime Withdrawal Benefit
in Years	Payments	Withdrawals	Value	GBA		RBA		GBP	RBP	ALP			RALP

At Issue	$100,000	$ N/A	$100,000	$100,000		$100,000		$7,000	$7,000	$	N/A		$	N/A

0.5	0	5,000	92,000	100,000		95,000		7,000	2,000		N/A			N/A

1	0	0	90,000	90,000	(1)	90,000	(1)	6,300	6,300		N/A			N/A

2	0	0	81,000	90,000		90,000		6,300	6,300		N/A			N/A

5	0	0	75,000	90,000		90,000		6,300	6,300		5,400	(2)		5,400	(2)

5.5	0	5,400	70,000	90,000		84,600		6,300	900		5,400			0

6	0	0	69,000	90,000		84,600		6,300	6,300		5,400			5,400

6.5	0	6,300	62,000	90,000		78,300		6,300	0		3,720	(3)		0

7	0	0	64,000	90,000		78,300		6,300	6,300		3,840			3,840

7.5	0	10,000	51,000	51,000	(4)	51,000	(4)	3,570	0		3,060	(4)		0

8	0	0	55,000	55,000		55,000		3,850	3,850		3,300			3,300

At this point, assuming no additional activity (step ups, excess withdrawals, purchase payments, spousal continuation, contract ownership change, or PN program investment option changes), you can continue to withdraw up to either the GBP of $3,850 each year until the RBA is reduced to zero, or the ALP of $3,300 each year until the later of your death or the RBA is reduced to zero.

(1)	Allocation to the Moderately Aggressive PN program investment option during a withdrawal phase will reset the benefit. The GBA is reset to the lesser of the prior GBA or the contract value. The RBA is reset to the lesser of the prior RBA or the contract value. The ALP (if established) is reset to the lesser of the prior ALP or 6% of the contract value. Any future withdrawals will reallocate your contract value to the Moderate PN program investment option if you are invested more aggressively than the Moderate PN program investment option.
(2)	The ALP and RALP are established on the contract anniversary date following the date the covered person reaches age 65 as 6% of the RBA.
(3)	The $6,300 withdrawal is greater than the $5,400 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the ALP, resetting the ALP to the lesser of the prior ALP or 6% of the contract value following the withdrawal.
(4)	The $10,000 withdrawal is greater than both the $6,300 RBP allowed under the basic withdrawal benefit and the $3,840 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the GBA, RBA, and ALP. The GBA is reset to the lesser of the prior GBA or the contract value following the withdrawal. The RBA is reset to the lesser of the prior RBA less the withdrawal or the contract value following the withdrawal. The ALP is reset to the lesser of the prior ALP or 6% of the contract value following the withdrawal.

RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS 121

EXAMPLE #2: Single Life benefit: Covered person has reached 65 at the time the contract and rider are purchased.

Assumptions:

•	You purchase the contract with a payment of $98,039 and you receive a purchase payment credit of $1,961 and make no additional payments to the contract.

•	You are the sole owner and also the annuitant. You are age 65.

•	Automatic annual step-ups are applied each anniversary when available, where the contract value is greater than the RBA and/or 6% of the contract value is greater than the ALP. Applied annual step-ups are indicated in bold.

•	Your death occurs after 6 1/2 contract years and your spouse continues the contract and rider. Your spouse is over age 65 and is the new covered person.

			Hypothetical
Contract			Assumed
Duration	Purchase	Partial	Contract	Basic Withdrawal Benefit							Lifetime Withdrawal Benefit
in Years	Payments	Withdrawals	Value	GBA		RBA		GBP	RBP		ALP		RALP

At Issue	$100,000	$ N/A	$100,000	$100,000		$100,000		$7,000	$7,000		$6,000		$6,000

1	0	0	105,000	105,000		105,000		7,350	7,000	(1)	6,300		6,000	(1)

2	0	0	110,000	110,000		110,000		7,700	7,000	(1)	6,600		6,000	(1)

3	0	0	110,000	110,000		110,000		7,700	7,700	(2)	6,600		6,600	(2)

3.5	0	6,600	110,000	110,000		103,400		7,700	1,100		6,600		0

4	0	0	115,000	115,000		115,000		8,050	8,050		6,900		6,900

4.5	0	8,050	116,000	115,000		106,950		8,050	0		6,900	(3)	0

5	0	0	120,000	120,000		120,000		8,400	8,400		7,200		7,200

5.5	0	10,000	122,000	120,000	(4)	110,000	(4)	8,400	0		7,200	(4)	0

6	0	0	125,000	125,000		125,000		8,750	8,750		7,500		7,500

6.5	0	0	110,000	125,000		125,000		8,750	8,750		6,600	(5)	6,600	(5)

7	0	0	105,000	125,000		125,000		8,750	8,750		6,600		6,600

At this point, assuming no additional activity (step ups, excess withdrawals, purchase payments, contract ownership change, or PN program investment option changes), your spouse can continue to withdraw up to either the GBP of $8,750 each year until the RBA is reduced to zero, or the ALP of $6,600 each year until the later of your spouse’s death or the RBA is reduced to zero.

(1)	The annual step-up has not been applied to the RBP or RALP because any withdrawal after step up during the waiting period would reverse any prior step ups prior to determining if the withdrawal is excess. Therefore, during the waiting period, the RBP is the amount you can withdraw without incurring the GBA and RBA excess withdrawal processing, and the RALP is the amount you can withdraw without incurring the ALP excess withdrawal processing.
(2)	On the third anniversary (after the end of the waiting period), the RBP and RALP are set equal to the GBP and ALP, respectively.
(3)	The $8,050 withdrawal is greater than the $6,900 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the ALP, resetting the ALP to the lesser of the prior ALP or 6% of the contract value following the withdrawal.
(4)	The $10,000 withdrawal is greater than both the $8,400 RBP allowed under the basic withdrawal benefit and the $7,200 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the GBA, RBA, and ALP. The GBA is reset to the lesser of the prior GBA or the contract value following the withdrawal. The RBA is reset to the lesser of the prior RBA less the withdrawal or the contract value following the withdrawal. The ALP is reset to the lesser of the prior ALP or 6% of the contract value following the withdrawal.
(5)	At spousal continuation, the ALP is reset to the lesser of the prior ALP or 6% of the contract value and the RALP is reset to the ALP.

 122  RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS

EXAMPLE #3: Joint Life benefit: Younger covered spouse has not reached 65 at the time the contract and rider are purchased.

Assumptions:

•	You purchase the contract with a payment of $98,039 and you receive a purchase payment credit of $1,961 and make no additional payments to the contract.

•	You are age 59 and your spouse is age 60.

•	Automatic annual step-ups are applied each anniversary when available, where the contract value is greater than the RBA and/or 6% of the contract value is greater than the ALP. Applied annual step-ups are indicated in bold.

•	You elect the Moderate PN program investment option at issue. On the 1st contract anniversary, you elect to change to the Moderately Aggressive PN program investment option. The target investment option under the contract is the Moderate PN program investment option.

•	Your death occurs after 9 1/2 contract years and your spouse continues the contract and rider; the lifetime benefit is not reset.

			Hypothetical
Contract			Assumed
Duration	Purchase	Partial	Contract	Basic Withdrawal Benefit						Lifetime Withdrawal Benefit
in Years	Payments	Withdrawals	Value	GBA		RBA		GBP	RBP	ALP			RALP

At Issue	$100,000	$ N/A	$100,000	$100,000		$100,000		$7,000	$7,000	$	N/A		$	N/A

0.5	0	5,000	92,000	100,000		95,000		7,000	2,000		N/A			N/A

1	0	0	90,000	90,000	(1)	90,000	(1)	6,300	6,300		N/A			N/A

2	0	0	81,000	90,000		90,000		6,300	6,300		N/A			N/A

6	0	0	75,000	90,000		90,000		6,300	6,300		5,400	(2)		5,400	(2)

6.5	0	5,400	70,000	90,000		84,600		6,300	900		5,400			0

7	0	0	69,000	90,000		84,600		6,300	6,300		5,400			5,400

7.5	0	6,300	62,000	90,000		78,300		6,300	0		3,720	(3)		0

8	0	0	64,000	90,000		78,300		6,300	6,300		3,840			3,840

8.5	0	10,000	51,000	51,000	(4)	51,000	(4)	3,570	0		3,060	(4)		0

9	0	0	55,000	55,000		55,000		3,850	3,850		3,300			3,300

9.5	0	0	54,000	55,000		55,000		3,850	3,850		3,300			3,300

10	0	0	52,000	55,000		55,000		3,850	3,850		3,300			3,300

At this point, assuming no additional activity (step ups, excess withdrawals, purchase payments, or model portfolio changes), your spouse can continue to withdraw up to either the GBP of $3,850 each year until the RBA is reduced to zero, or the ALP of $3,300 each year until the later of your spouse’s death or the RBA is reduced to zero.

(1)	The ALP and RALP are established on the contract anniversary date following the date the younger covered spouse reaches age 65 as 6% of the RBA.
(2)	Allocation to the Moderately Aggressive PN program investment option during a withdrawal phase will reset the benefit. The GBA is reset to the lesser of the prior GBA or the contract value. The RBA is reset to the lesser of the prior RBA or the contract value. The ALP is reset to the lesser of the prior ALP or 6% of the contract value. Any future withdrawals will reallocate your contract value to the Moderate PN program investment option if you are invested more aggressively than the Moderate PN program investment option.
(3)	The $6,300 withdrawal is greater than the $5,400 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the ALP, resetting the ALP to the lesser of the prior ALP or 6% of the contract value following the withdrawal.
(4)	The $10,000 withdrawal is greater than both the $6,300 RBP allowed under the basic withdrawal benefit and the $3,840 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the GBA, RBA, and ALP. The GBA is reset to the lesser of the prior GBA or the contract value following the withdrawal. The RBA is reset to the lesser of the prior RBA less the withdrawal or the contract value following the withdrawal. The ALP is reset to the lesser of the prior ALP or 6% of the contract value following the withdrawal.

RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS 123

EXAMPLE #4: Joint Life benefit: Younger covered spouse has reached 65 at the time the contract and rider are purchased.

Assumptions:

•	You purchase the contract with a payment of $98,039 and you receive a purchase payment credit of $1,961 and make no additional payments to the contract

•	You are age 71 and your spouse is age 70.

•	Automatic annual step-ups are applied each anniversary when available, where the contract value is greater than the RBA and/or 6% of the contract value is greater than the ALP. Applied annual step-ups are indicated in bold.

•	Your death occurs after 6 1/2 contract years and your spouse continues the contract and rider; the lifetime benefit is not reset.

			Hypothetical
			Assumed
Contract	Purchase	Partial	Contract	Basic Withdrawal Benefit							Lifetime Withdrawal Benefit
Duration	Payments	Withdrawals	Value	GBA		RBA		GBP	RBP		ALP		RALP

At Issue	$100,000	$ N/A	$100,000	$100,000		$100,000		$7,000	$7,000		$6,000		$6,000

1	0	0	105,000	105,000		105,000		7,350	7,000	(1)	6,300		6,000	(1)

2	0	0	110,000	110,000		110,000		7,700	7,000	(1)	6,600		6,000	(1)

3	0	0	110,000	110,000		110,000		7,700	7,700	(2)	6,600		6,600	(2)

3.5	0	6,600	110,000	110,000		103,400		7,700	1,100		6,600		0

4	0	0	115,000	115,000		115,000		8,050	8,050		6,900		6,900

4.5	0	8,050	116,000	115,000		106,950		8,050	0		6,900	(3)	0

5	0	0	120,000	120,000		120,000		8,400	8,400		7,200		7,200

5.5	0	10,000	122,000	120,000	(4)	110,000	(4)	8,400	0		7,200	(4)	0

6	0	0	125,000	125,000		125,000		8,750	8,750		7,500		7,500

6.5	0	0	110,000	125,000		125,000		8,750	8,750		7,500		7,500

7	0	0	105,000	125,000		125,000		8,750	8,750		7,500		7,500

At this point, assuming no additional activity (step ups, excess withdrawals, purchase payments, or PN program investment option changes), your spouse can continue to withdraw up to either the GBP of $8,750 each year until the RBA is reduced to zero, or the ALP of $7,500 each year until the later of your spouse’s death or the RBA is reduced to zero.

(1)	The annual step-up has not been applied to the RBP or RALP because any withdrawal after step up during the waiting period would reverse any prior step ups prior to determining if the withdrawal is excess. Therefore, during the waiting period, the RBP is the amount you can withdraw without incurring the GBA and RBA excess withdrawal processing, and the RALP is the amount you can withdraw without incurring the ALP excess withdrawal processing.
(2)	On the third anniversary (after the end of the waiting period), the RBP and RALP are set equal to the GBP and ALP, respectively.
(3)	The $8,050 withdrawal is greater than the $6,900 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the ALP, resetting the ALP to the lesser of the prior ALP or 6% of the contract value following the withdrawal.
(4)	The $10,000 withdrawal is greater than both the $8,400 RBP allowed under the basic withdrawal benefit and the $7,200 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the GBA, RBA, and ALP. The GBA is reset to the lesser of the prior GBA or the contract value following the withdrawal. The RBA is reset to the lesser of the prior RBA less the withdrawal or the contract value following the withdrawal. The ALP is reset to the lesser of the prior ALP or 6% of the contract value following the withdrawal.

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Appendix E: SecureSource Series of Riders — Additional RMD Disclosure

This appendix describes our current administrative practice for determining the amount of withdrawals in any contract year which an owner may take under the SecureSource series of riders to satisfy the RMD rules under 401(a)(9) of the Code without application of the excess withdrawal processing described in the rider. We reserve the right to modify this administrative practice at any time upon 30 days’ written notice to you.

For SecureSource Stages and SecureSource 20 riders, owners subject to annual RMD rules under Section 401(a)(9) of the Code, withdrawing from this contract during the waiting period to satisfy these rules will set your benefits to zero and you will not receive any future rider credit.

Amounts you withdraw from this contract (for SecureSource Stages and SecureSource 20 riders, amounts you withdraw from this contract after the waiting period) to satisfy these rules are not subject to excess withdrawal processing under the terms of the rider subject to the following rules and our current administrative practice:

For SecureSource and SecureSource 20 riders:

(1)	If on the date we calculated your Annual Life Expectancy Required Minimum Distribution Amount (ALERMDA), it is greater than the RBP from the beginning of the current contract year*,

•	Basic Additional Benefit Amount (BABA) will be set equal to that portion of your ALERMDA that exceeds the RBP from the beginning of the current contract year.
•	Any withdrawals taken in a contract year will count first against and reduce the RBP for that contract year.
•	Once the RBP for the current contract year has been depleted, any additional amounts withdrawn will count against and reduce the BABA. These withdrawals will not be considered excess withdrawals with regard to the GBA and RBA as long as they do not exceed the remaining BABA.
•	Once the BABA has been depleted, any additional withdrawal amounts will be considered excess withdrawals with regard to the GBA and RBA and will subject them all to the excess withdrawal processing described in the SecureSource series of riders.

(2)	If on the date we calculated your ALERMDA, it is greater than the RALP from the beginning of the current contract year,*

•	A Lifetime Additional Benefit Amount (LABA) will be set equal to that portion of your ALERMDA that exceeds the RALP from the beginning of the current contract year*.

•	Any withdrawals taken in a contract year will count first against and reduce the RALP for that contract year.

•	Once the RALP for the current contract year has been depleted, any additional amounts withdrawn will count against and reduce the LABA. These withdrawals will not be considered excess withdrawals with regard to the ALP as long as they do not exceed the remaining LABA. Withdrawals will not be considered excess withdrawals unless amounts withdrawn exceed combined RALP and LABA values.

•	Once the LABA has been depleted, any additional withdrawal amounts will be considered excess withdrawals with regard to the ALP and will subject the ALP to the excess withdrawal processing described by the SecureSource series of riders.

(3)	If the ALP is established on a policy anniversary where your current ALERMDA is greater than the new RALP,

•	An initial LABA will be set equal to that portion of your ALERMDA that exceeds the new RALP.
•	This new LABA will be immediately reduced by the amount that total withdrawals in the current calendar year exceed the new RALP, but shall not be reduced to less than zero.

For SecureSource Stages and SecureSource Stages 2 riders:

(1)	Each calendar year, if your ALERMDA is greater than the ALP,

•	A Lifetime Additional Benefit Amount (LABA) will be set equal to that portion of your ALERMDA that exceeds the ALP.

•	The LABA will be reduced by the total of the amount that each withdrawal in the current calendar year exceeds the RALP at the time of each withdrawal, but shall not be reduced to less than zero.

•	Any withdrawals taken in a contract year will count first against and reduce the RALP for that contract year.

•	Once the RALP for the current contract year has been depleted, any additional amounts withdrawn will count against and reduce the LABA. These withdrawals will not be considered excess withdrawals with regard to the ALP as long as they do not exceed the remaining LABA. Withdrawals will not be considered excess withdrawals unless amounts withdrawn exceed combined RALP and LABA values.

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•	Once the LABA has been depleted, any additional withdrawal amounts will be considered excess withdrawals with regard to the ALP and will subject the ALP to the excess withdrawal processing described by the SecureSource Stages and SecureSource Stages 2.

*	For SecureSource 20 riders, adjusted for any subsequent changes between 5% and 6% as described under “GBP Percentage and ALP Percentage”.

The ALERMDA is:

(1)	determined by us each calendar year (for SecureSource Stages and SecureSource 20 riders, starting with the calendar year in which the waiting period ends);

(2)	based on your initial purchase payment and not the entire interest value in the calendar year of contract issue and therefore may not be sufficient to allow you to withdraw your RMD without causing an excess withdrawal;

(3)	based solely on the value of the contract to which the SecureSource Series rider is attached as of the date we make the determination;

(4)	based on your recalculated life expectancy taken from the Uniform Lifetime Table under the Code; and

(5)	based on the company’s understanding and interpretation of the requirements for life expectancy distributions intended to satisfy the required minimum distribution rules under Code Section 401(a)(9) and the Treasury Regulations promulgated thereunder, as applicable on the effective date of this prospectus, to:

1. an individual retirement annuity (Section 408(b));

2.	a Roth individual retirement account (Section 408A);
3.	a Simplified Employee Pension plan (Section 408(k));
4.	a tax-sheltered annuity rollover (Section 403(b)).

In the future, the requirements under the Code for such distributions may change and the life expectancy amount calculation provided under your rider within the SecureSource series of riders may not be sufficient to satisfy the requirements under the Code for these types of distributions. In such a situation, amounts withdrawn to satisfy such distribution requirements will exceed your available RBP or RALP amount and may result in the reduction of your GBA, RBA, and/or ALP as described under the excess withdrawal provision of the rider.

In cases where the Code does not allow the life expectancy of a natural person to be used to calculate the required minimum distribution amount (e.g., ownership by a trust or a charity), we will calculate the life expectancy RMD amount calculated by us as zero in all years.

Please contact your tax advisor about the impact of those rules prior to purchasing one of the SecureSource series of riders.

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Appendix F: Example — Benefit Protector Death Benefit Rider

Example of the Benefit Protector

Assumptions:

•	You purchase the contract with a payment of $100,000 and you (Current Contract) or you and the annuitant (Original Contract) are under age 70; and

•	We add a $3,000 purchase payment credit to your contract; and

•	You select the MAV Death Benefit and the 8-year surrender charge schedule.

During the first contract year the contract value grows to $106,000. The MAV Death Benefit equals the contract value less any purchase payment credits added in the last 12 months, or $103,000. You have not reached the first contract anniversary so the Benefit Protector does not provide any additional benefit at this time.

On the first contract anniversary the contract value grows to $110,000. The death benefit equals:
The MAV Death Benefit (contract value):	$110,000
plus the Benefit Protector benefit which equals 40% of earnings at death (MAV Death Benefit minus remaining purchase payments for the Current Contract or MAV Death Benefit minus payments not previously surrendered for the Original Contract):

0.40 × ($110,000 – $100,000) =	+4,000

Total death benefit of:	$114,000
On the second contract anniversary the contract value falls to $105,000. The death benefit equals:
The MAV Death Benefit:	$110,000
plus the Benefit Protector (40% of earnings at death):
0.40 × ($110,000 – $100,000) =	+4,000

Total death benefit of:	$114,000
During the third contract year the contract value remains at $105,000 and you request a partial surrender of $50,000, including the applicable 8% surrender charge. We will surrender $10,500 from your contract value free of charge (10% of your prior anniversary’s contract value). The remainder of the surrender is subject to an 8% surrender charge because your payment is in the third year of the surrender charge schedule, so we will surrender $39,500 ($36,340 + $3,160 in surrender charges) from your contract value. Altogether, we will surrender $50,000 and pay you $46,840. We calculate purchase payments not previously surrendered as $100,000 – $45,000 = $55,000 (remember that $5,000 of the partial surrender is contract earnings). The death benefit equals:

The MAV Death Benefit (MAV adjusted for partial surrenders):	$57,619
plus the Benefit Protector benefit (40% of earnings at death):
0.40 × ($57,619 – $55,000) =	+1,048

Total death benefit of:	$58,667
On the third contract anniversary the contract value falls to $40,000. The death benefit equals the previous death benefit. The reduction in contract value has no effect.
On the ninth contract anniversary the contract value grows to a new high of $200,000. Earnings at death reaches its maximum of 250% of purchase payments not previously surrendered that are one or more years old.

The death benefit equals:
The MAV Death Benefit (contract value):	$200,000
plus the Benefit Protector benefit (40% of earnings at death, up to a maximum of 100% of purchase payments not previously surrendered that are one or more years old)	+55,000

Total death benefit of:	$255,000

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During the tenth contract year you make an additional purchase payment of $50,000 and we add a purchase payment credit of $1,500. Your new contract value is now $251,500. The new purchase payment is less than one year old and so it has no effect on the Benefit Protector value. The death benefit equals:

The MAV Death Benefit (contract value less any purchase payment credits added in the last 12 months):	$250,000
plus the Benefit Protector benefit (40% of earnings at death, up to a maximum of 100% of purchase payments not previously surrendered that are one or more years old)	+55,000

Total death benefit of:	$305,000
During the eleventh contract year the contract value remains $251,500 and the “new” purchase payment is one year old and the value of the Benefit Protector changes. The death benefit equals:
The MAV Death Benefit (contract value):	$251,500
plus the Benefit Protector benefit which equals 40% of earnings at death (MAV Death Benefit minus payments not previously surrendered):
0.40 × ($251,500 – $105,000) =	+58,600

Total death benefit of:	$310,100

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Appendix G: Example — Benefit Protector Plus Death Benefit Rider

Example of the Benefit Protector Plus

Assumptions:

•	You purchase the contract with a payment of $100,000 and you (Current Contract) or you and the annuitant (Original Contract) are under age 70; and

•	We add a $3,000 purchase payment credit to your contract; and

•	You select the MAV Death Benefit and the 8-year surrender charge schedule.

During the first year the contract value grows to $106,000. The MAV Death Benefit equals the contract value, less any purchase payment credits added to the contract in the last 12 months, or $103,000. You have not reached the first contract anniversary so the Benefit Protector Plus does not provide any additional benefit at this time.

On the first contract anniversary the contract value grows to $110,000. You have not reached the second contract anniversary so the Benefit Protector Plus does not provide any additional benefit beyond what is provided by the Benefit Protector at this time. The death benefit equals:

The MAV Death Benefit (contract value):	$110,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death (MAV Death Benefit minus remaining purchase payments for the Current Contract or MAV Death Benefit minus payments not previously surrendered for the Original Contract):

0.40 × ($110,000 – $100,000) =	+4,000

Total death benefit of:	$114,000
On the second contract anniversary the contract value falls to $105,000. The death benefit equals:
The MAV Death Benefit:	$110,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death:
0.40 × ($110,000 – $100,000) =	+4,000
plus 10% of purchase payments made within 60 days of contract issue and not previously surrendered: 0.10 × $100,000 =	+10,000

Total death benefit of:	$124,000
During the third contract year the contract value remains at $105,000 and you request a partial surrender of $50,000, including the applicable 8% surrender charge. We will surrender $10,500 from your contract value free of charge (10% of your prior anniversary’s contract value). The remainder of the surrender is subject to an 8% surrender charge because your payment is in its third year of the surrender charge schedule, so we will surrender $39,500 ($36,340 + $3,160 in surrender charges) from your contract value. Altogether, we will surrender $50,000 and pay you $46,840. We calculate purchase payments not previously surrendered as $100,000 – $45,000 = $55,000 (remember that $5,000 of the partial surrender is contract earnings). The death benefit equals:

The MAV Death Benefit (MAV adjusted for partial surrenders):	$57,619
plus the Benefit Protector Plus benefit which equals 40% of earnings at death:
0.40 × ($57,619 – $55,000) =	+1,048
plus 10% of purchase payments made within 60 days of contract issue and not previously surrendered: 0.10 × $55,000 =	+5,500

Total death benefit of:	$64,167
On the third contract anniversary the contract value falls $40,000. The death benefit equals the previous death benefit. The reduction in contract value has no effect.
On the ninth contract anniversary the contract value grows to a new high of $200,000. Earnings at death reaches its maximum of 250% of purchase payments not previously surrendered that are one or more years old. Because we are beyond the fourth contract anniversary the Benefit Protector Plus also reaches its maximum of 20%. The death benefit equals:

The MAV Death Benefit (contract value):	$200,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death, up to a maximum of 100% of purchase payments not previously surrendered that are one or more years old	+55,000
plus 20% of purchase payments made within 60 days of contract issue and not previously surrendered: 0.20 × $55,000 =	+11,000

Total death benefit of:	$266,000

RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS 129

During the tenth contract year you make an additional purchase payment of $50,000 and we add a purchase payment credit of $1,500. Your new contract value is now $251,500. The new purchase payment is less than one year old and so it has no effect on the Benefit Protector Plus value. The death benefit equals:

The MAV Death Benefit (contract value less any purchase payment credits added in the last 12 months):	$250,000
plus the Benefit Protector Plus benefit which equals 40% of earnings at death, up to a maximum of 100% of purchase payments not previously surrendered that are one or more years old	+55,000
plus 20% of purchase payments made within 60 days of contract issue and not previously surrendered: 0.20 × $55,000 =	+11,000

Total death benefit of:	$316,000
During the eleventh contract year the contract value remains $251,500 and the “new” purchase payment is one year old. The value of the Benefit Protector Plus remains constant. The death benefit equals:

The MAV Death Benefit (contract value):	$251,500
plus the Benefit Protector Plus benefit which equals 40% of earnings at death (MAV Death Benefit minus payments not previously surrendered):
0.40 × ($251,500 – $105,000) =	+58,600
plus 20% of purchase payments made within 60 days of contract issue and not previously surrendered: 0.20 × $55,000 =	+11,000

Total death benefit of:	$321,100

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Appendix H: Asset Allocation Program for Contracts with Applications Signed Before May 1, 2006

ASSET ALLOCATION PROGRAM
For contracts with applications signed before May 1, 2006, we offered an asset allocation program. You could elect to participate in the asset allocation program, and there is no additional charge. If you purchased an optional Accumulation Protector Benefit rider, Guarantor Withdrawal Benefit rider or Income Assurer Benefit rider, you are required to participate in the asset allocation program under the terms of the rider.

This asset allocation program allows you to allocate your contract value to a model portfolio that consists of subaccounts and may include certain GPAs (if available under the asset allocation program), which represent various asset classes. By spreading your contract value among these various asset classes, you may be able to reduce the volatility in your contract value, but there is no guarantee that this will occur.

Asset allocation does not guarantee that your contract will increase in value nor will it protect against a decline in value if market prices fall. If you choose or are required to participate in the asset allocation program, you are responsible for determining which model portfolio is best for you. Your investment professional can help you make this determination. In addition, your investment professional may provide you with an investor questionnaire, a tool that can help you determine which model portfolio is suited to your needs based on factors such as your investment goals, your tolerance for risk, and how long you intend to invest.

Under the asset allocation program, we have offered five model portfolios ranging from conservative to aggressive. You may not use more than one model portfolio at a time. You are allowed to request a change to another model portfolio twice per contract year. Each model portfolio specifies allocation percentages to each of the subaccounts and any GPAs that make up that model portfolio. By participating in the asset allocation program, you authorize us to invest your contract value in the subaccounts and any GPAs according to the allocation percentages stated for the specific model portfolio you have selected. You also authorize us to automatically rebalance your contract value quarterly beginning three months after the effective date of your contract in order to maintain alignment with the allocation percentages specified in the model portfolio.

Special rules will apply to the GPAs if they are included in a model portfolio. Under these rules:

•	no MVA will apply when rebalancing occurs within a specific model portfolio (but an MVA may apply if you elect to transfer to a new model portfolio); and

•	no MVA will apply when you elect an annuity payout plan while your contract value is invested in a model portfolio (see “Guarantee Period Accounts — Market Value Adjustment”).

Under the asset allocation program, the subaccounts and/or any GPAs that make up the model portfolio you selected and the allocation percentages to those subaccounts and/or any GPAs will not change unless we adjust the composition of the model portfolio to reflect the liquidation, substitution or merger of an underlying fund, a change of investment objective by an underlying fund or when an underlying fund stops selling its shares to the variable account. We reserve the right to change the terms and conditions of the asset allocation program upon written notice to you.

If permitted under applicable securities law, we reserve the right to:

•	reallocate your current model portfolio to an updated version of your current model portfolio; or

•	substitute a fund of funds for your current model portfolio.

We also reserve the right to discontinue the asset allocation program. We will give you 30 days’ written notice of any such change.

If you elected to participate in the asset allocation program, you may discontinue your participation in the program at any time by giving us written notice. Upon cancellation, automated rebalancing associated with the asset allocation program will end. You can elect to participate in the asset allocation program again at any time.

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Appendix I: Guarantor Withdrawal Benefit for Life Rider

GUARANTOR WITHDRAWAL BENEFIT FOR LIFE RIDER

The Guarantor Withdrawal Benefit for Life rider is an optional benefit that you may select for an additional annual charge if(1):

•	you purchase your contract on or after May 1, 2006;

•	the rider is available in your state; and

•	you and the annuitant are 80 or younger on the date the contract is issued.

(1)	The Guarantor Withdrawal Benefit for Life rider is not available under an inherited qualified annuity.

You must elect the Guarantor Withdrawal Benefit for Life rider when you purchase your contract. The rider effective date will be the contract issue date.

The Guarantor Withdrawal Benefit for Life rider guarantees that you will be able to withdraw up to a certain amount each year from the contract, regardless of the investment performance of your contract before the annuity payments begin, until you have recovered at minimum all of your purchase payments. And, under certain limited circumstances defined in the rider, you have the right to take a specified amount of partial withdrawals in each contract year until death (see “At Death” heading below) — even if the contract value is zero.

Your contract provides for annuity payouts to begin on the annuitization start date (see “Buying Your Contract — The Retirement Date”). Before the annuitization start date, you have the right to withdraw some or all of your contract value, less applicable administrative, withdrawal and rider charges imposed under the contract at the time of the surrender (see “Making the Most of Your Contract — Surrenders”). Because your contract value will fluctuate depending on the performance of the underlying funds in which the subaccounts invest, the contract itself does not guarantee that you will be able to take a certain withdrawal amount each year before the annuitization start date, nor does it guarantee the length of time over which such withdrawals can be made before the annuitization start date.

The Guarantor Withdrawal Benefit for Life rider may be appropriate for you if you intend to make periodic withdrawals from your annuity contract and wish to ensure that market performance will not adversely affect your ability to withdraw your principal over time.

Under the terms of the Guarantor Withdrawal Benefit for Life rider, the calculation of the amount which can be withdrawn in each contract year varies depending on several factors, including but not limited to the waiting period (see “Waiting period” heading below) and whether or not the lifetime withdrawal benefit has become effective:

(1)	The basic withdrawal benefit gives you the right to take limited partial withdrawals in each contract year and guarantees that over time the withdrawals will total an amount equal to, at minimum, your purchase payments. Key terms associated with the basic withdrawal benefit are “Guaranteed Benefit Payment (GBP),” “Remaining Benefit Payment (RBP),” “Guaranteed Benefit Amount (GBA),” and “Remaining Benefit Amount (RBA).” See these headings below for more information.

(2)	The lifetime withdrawal benefit gives you the right, under certain limited circumstances defined in the rider, to take limited partial withdrawals until the later of death (see “At Death” heading below) or until the RBA (under the basic withdrawal benefit) is reduced to zero. Key terms associated with the lifetime withdrawal benefit are “Annual Lifetime Payment (ALP),” “Remaining Annual Lifetime Payment (RALP),” “Covered Person,” and “Annual Lifetime Payment Attained Age (ALPAA).” See these headings below for more information.

Only the basic withdrawal benefit will be in effect prior to the date that the lifetime withdrawal benefit becomes effective. The lifetime withdrawal benefit becomes effective automatically on the rider anniversary date after the covered person reaches age 65, or the rider effective date if the covered person is age 65 or older on the rider effective date (see “Annual Lifetime Payment Attained Age (ALPAA)” heading below).

Provided annuity payouts have not begun, the Guarantor Withdrawal Benefit for Life rider guarantees that you may take the following partial withdrawal amounts each contract year:

•	After the waiting period and before the establishment of the ALP, the rider guarantees that each year you can cumulatively withdraw an amount equal to the GBP;

•	During the waiting period and before the establishment of the ALP, the rider guarantees that each year you can cumulatively withdraw an amount equal to the value of the RBP at the beginning of the contract year;

•	After the waiting period and after the establishment of the ALP, the rider guarantees that each year you have the option to cumulatively withdraw an amount equal the ALP or the GBP, but the rider does not guarantee withdrawals of the sum of both the ALP and the GBP in a contract year;

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•	During the waiting period and after the establishment of the ALP, the rider guarantees that each year you have the option to cumulatively withdraw an amount equal to the value of the RALP or the RBP at the beginning of the contract year, but the rider does not guarantee withdrawals of the sum of both the RALP and the RBP in a contract year.

If you withdraw less than the allowed partial withdrawal amount in a contract year, the unused portion cannot be carried over to the next contract year. As long as your partial withdrawals in each contract year do not exceed the annual partial withdrawal amount allowed under the rider, and there has not been a contract ownership change or spousal continuation of the contract, the guaranteed amounts available for partial withdrawals are protected (i.e., will not decrease).

If you withdraw more than the allowed partial withdrawal amount in a contract year, we call this an “excess withdrawal” under the rider. Excess withdrawals trigger an adjustment of a benefit’s guaranteed amount, which may cause it to be reduced (see “GBA Excess Withdrawal Processing,” “RBA Excess Withdrawal Processing,” and “ALP Excess Withdrawal Processing” headings below).

Please note that each of the two benefits has its own definition of the allowed annual withdrawal amount. Therefore a partial withdrawal may be considered an excess withdrawal for purposes of the lifetime withdrawal benefit only, the basic withdrawal benefit only, or both.

If your withdrawals exceed the greater of the RBP or the RALP, surrender charges under the terms of the contract may apply (see “Charges — Surrender Charges”). The amount we actually deduct from your contract value will be the amount you request plus any applicable withdrawal charge. Market value adjustments, if applicable, will also be made (see “Guarantee Period Accounts (GPAs) — Market Value Adjustment”). We pay you the amount you request. Any partial withdrawals you take under the contract will reduce the value of the death benefits (see “Benefits in Case of Death”). Upon full withdrawal of the contract, you will receive the remaining contract value less any applicable charges (see “Making the Most of Your Contract — Surrenders”).

The rider’s guaranteed amounts can be increased at the specified intervals if your contract value has increased. An annual step up feature is available at each contract anniversary, subject to certain conditions, and may be applied automatically to your contract or may require you to elect the step up (see “Annual Step Up” heading below). If you exercise the annual step up election, the spousal continuation step up election (see “Spousal Continuation Step Up” heading below) or change your Portfolio Navigator model portfolio, the rider charge may change (see “Charges”).

If you take withdrawals during the waiting period, any prior steps ups applied will be reversed and step ups will not be available until the third rider anniversary. You may take withdrawals after the waiting period without reversal of prior step ups.

You should consider whether the Guarantor Withdrawal Benefit for Life rider is appropriate for you because:

•	Lifetime Withdrawal Benefit Limitations: The lifetime withdrawal benefit is subject to certain limitations, including but not limited to:

(a)	Once the contract value equals zero, payments are made for as long as the oldest owner or annuitant is living (see “If Contract Value Reduces to Zero” heading below). However, if the contract value is greater than zero, the lifetime withdrawal benefit terminates at the first death of any owner or annuitant (see “At Death” heading below). Therefore, if there are multiple contract owners or the annuitant is not an owner, the rider may terminate or the lifetime withdrawal benefit may be reduced. This possibility may present itself when:

(i)	There are multiple contract owners — when one of the contract owners dies the benefit terminates even though other contract owners are still living (except if the contract is continued under the spousal continuation provision of the contract); or

(ii)	The owner and the annuitant are not the same persons — if the annuitant dies before the owner, the benefit terminates even though the owner is still living. This is could happen, for example, when the owner is younger than the annuitant. This risk increases as the age difference between owner and annuitant increases.

(b)	Excess withdrawals can reduce the ALP to zero even though the GBA, RBA, GBP and/or RBP values are greater than zero. If the both the ALP and the contract value are zero, the lifetime withdrawal benefit will terminate.

(c)	When the lifetime withdrawal benefit is first established, the initial ALP is based on the basic withdrawal benefit’s RBA at that time (see “Annual Lifetime Payment (ALP)” heading below), unless there has been a spousal continuation or ownership change. Any withdrawal you take before the ALP is established reduces the RBA and therefore may result in a lower amount of lifetime withdrawals you are allowed to take.

(d)	Withdrawals can reduce both the contract value and the RBA to zero prior to the establishment of the ALP. If this happens, the contract and the Guarantor Withdrawal Benefit for Life rider will terminate.

•	Use of Portfolio Navigator Program Required: You must be invested in one of the available PN program investment options of the PN program. This requirement limits your choice of investments. This means you will not be able to allocate

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contract value to all of the subaccounts, GPAs or the one-year fixed account that are available under the contract to contract owners who do not elect this rider. (See “Making the Most of Your Contract — Portfolio Navigator Program.”) You may allocate purchase payments and any purchase payment credits to the DCA fixed account, when available, and we will make monthly transfers into the investment option you have chosen. Subject to state restrictions, we reserve the right to limit the number of investment options from which you can select based on the dollar amount of purchase payments you make.

•	Limitations on Purchase of Other Riders under this Contract: If you select the Guarantor Withdrawal Benefit for Life rider, you may not elect the Accumulation Protector Benefit rider.

•	Non-Cancelable: Once elected, the Guarantor Withdrawal Benefit for Life rider may not be cancelled and the fee will continue to be deducted until the contract is terminated, the contract value reduces to zero (described below) or after the annuitization start date.

•	Limitations on Purchase Payments: We reserve the right to limit the cumulative amount of purchase payments, subject to state restrictions. For current purchase payment restrictions, please see “Buying Your Contract — Purchase Payments”.

•	Interaction with Total Free Amount (TFA) contract provision: The TFA is the amount you are allowed to withdraw from the contract in each contract year without incurring a surrender charge (see “Charges — Surrender Charge”). The TFA may be greater than the RBP or RALP under this rider. Any amount you withdraw under the contract’s TFA provision that exceeds the RBP or RALP is subject to the excess withdrawal processing described below for the GBA, RBA and ALP.

You should consult your tax advisor before you select this optional rider if you have any questions about the use of this rider in your tax situation:

•	Tax Considerations for Nonqualified Annuities: Under current federal income tax law, withdrawals under nonqualified annuities, including partial withdrawals taken from the contract under the terms of this rider, are treated less favorably than amounts received as annuity payments under the contract (see “Taxes — Nonqualified Annuities”). Withdrawals before age 59 1/2 may incur a 10% IRS early withdrawal penalty and may be considered taxable income.

•	Tax Considerations for Qualified Annuities: Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract (see “Taxes — Qualified Annuities — Required Minimum Distributions”). If you have a qualified annuity, you may need to take an RMD that exceeds the specified amount of withdrawal available under the rider. Partial withdrawals in any contract year that exceed the guaranteed amount available for withdrawal may reduce future benefits guaranteed under the rider. While the rider permits certain excess withdrawals to be made for the purpose of satisfying RMD requirements for this contract alone without reducing future benefits guaranteed under the rider, there can be no guarantee that changes in the federal income tax law after the effective date of the rider will not require a larger RMD to be taken, in which case, future guaranteed withdrawals under the rider could be reduced. Additionally, RMD rules follow the calendar year which most likely does not coincide with your contract year and therefore may limit when you can take your RMD and not be subject to excess withdrawal processing.

For owners subject to annual RMD rules under Section 401(a)(9) of the Code, the amounts you withdraw each year from this contract to satisfy these rules are not subject to excess withdrawal processing under the terms of the rider subject to the following rules and our current administrative practice:

(1)	If on the date we calculated your Annual Life Expectancy Required Minimum Distribution Amount (ALERMDA), it is greater than the RBP from the beginning of the current contract year,

•	Basic Additional Benefit Amount (BABA) will be set equal to that portion of your ALERMDA that exceeds the RBP from the beginning of the current contract year.

•	Any withdrawals taken in a contract year will count first against and reduce the RBP for that contract year.

•	Once the RBP for the current contract year has been depleted, any additional amounts withdrawn will count against and reduce the BABA. These withdrawals will not be considered excess withdrawals with regard to the GBA and RBA as long as they do not exceed the remaining BABA.

•	Once the BABA has been depleted, any additional withdrawal amounts will be considered excess withdrawals with regard to the GBA and RBA and will subject them all to the excess withdrawal processing described in the Guarantor Withdrawal Benefit for Life rider.

(2)	If on the date we calculated your ALERMDA, it is greater than the RALP from the beginning of the current Contract Year,

•	A Lifetime Additional Benefit Amount (LABA) will be set equal to that portion of your ALERMDA that exceeds the RALP from the beginning of the current contract year.

•	Any withdrawals taken in a contract year will count first against and reduce the RALP for that contract year.

•	Once the RALP for the current contract year has been depleted, any additional amounts withdrawn will count against and reduce the LABA. These withdrawals will not be considered excess withdrawals with regard to the ALP as long as they do not exceed the remaining LABA.

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•	Once the LABA has been depleted, any additional withdrawal amounts will be considered excess withdrawals with regard to the ALP and will subject the ALP to the excess withdrawal processing described by the Guarantor Withdrawal Benefit for Life rider.

(3)	If the ALP is established on a policy anniversary where your current ALERMDA is greater than the new RALP,

•	An initial LABA will be set equal to that portion of your ALERMDA that exceeds the new RALP.

•	This new LABA will be immediately reduced by the amount that total withdrawals in the current calendar year exceed the new RALP, but shall not be reduced to less than zero.

The Annual Life Expectancy Required Minimum Distribution Amount (ALERMDA) is:

(1)	determined by us each calendar year;

(2)	based solely on the value of the contract to which the Guarantor Withdrawal Benefit for Life rider is attached as of the date we make the determination; and

(3)	is otherwise based on the company’s understanding and interpretation of the requirements for life expectancy distributions intended to satisfy the required minimum distribution rules under Code Section 401(a)(9) and the Treasury Regulations promulgated thereunder, as applicable on the effective date of this prospectus, to:

1. an individual retirement annuity (Section 408(b));

2. a Roth individual retirement account (Section 408A);

3.	a Simplified Employee Pension plan (Section 408(k));

4.	a tax-sheltered annuity rollover (Section 403(b)).

(1)	determined by us each calendar year;

(2)	based solely on the value of the contract to which the Guarantor Withdrawal Benefit for Life rider is attached as of the date we make the determination; and

(3)	is otherwise based on the company’s understanding and interpretation of the requirements for life expectancy distributions intended to satisfy the required minimum distribution rules under Code Section 401(a)(9) and the Treasury Regulations promulgated thereunder, as applicable on the effective date of this prospectus, to:

1. an individual retirement annuity (Section 408(b));

2. a Roth individual retirement account (Section 408A);

3.	a Simplified Employee Pension plan (Section 408(k));

4.	a tax-sheltered annuity rollover (Section 403(b)).

We reserve the right to modify our administrative practice described above and will give you 30 days’ written notice of any such change.

In the future, the requirements under the Code for such distributions may change and the life expectancy amount calculation provided under your Guarantor Withdrawal Benefit for Life rider may not be sufficient to satisfy the requirements under the Code for these types of distributions. In such a situation, amounts withdrawn to satisfy such distribution requirements will exceed your available RBP or RALP amount and may result in the reduction of your GBA, RBA, and/or ALP as described under the excess withdrawal provision of the rider.

In cases where the Code does not allow the life expectancy of a natural person to be used to calculate the required minimum distribution amount (e.g., ownership by a trust or a charity), we will calculate the life expectancy RMD amount calculated by us as zero in all years. The life expectancy required minimum distribution amount calculated by us will also equal zero in all years.

•	Limitations on TSAs: Your right to take withdrawals is restricted if your contract is a TSA (see “TSA — Special Provisions”).

For an example, see “Examples of Guarantor Withdrawal Benefit for Life” below.

Key terms and provisions of the Guarantor Withdrawal Benefit for Life rider are described below:

Partial Withdrawals: A withdrawal of an amount that does not result in a full withdrawal of the contract. The partial withdrawal amount is a gross amount and will include any surrender charge and any market value adjustment.

Waiting period: The period of time starting on the rider effective date during which the annual step up is not available if you take withdrawals. The current waiting period is three years.

Guaranteed Benefit Amount (GBA): The total cumulative amount available for partial withdrawals over the life of the rider under the basic withdrawal benefit. The maximum GBA is $5,000,000. The GBA cannot be withdrawn and is not payable as a

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death benefit. Rather, the GBA is an interim value used to calculate the amount available for withdrawals each year under the basic withdrawal benefit (see “Guaranteed Benefit Payment” below). At any time, the total GBA is the sum of the individual GBAs associated with each purchase payment.

The GBA is determined at the following times, calculated as described:

•	At contract issue — the GBA is equal to the initial purchase payment plus any purchase payment credits.

•	When you make additional purchase payments — each additional purchase payment has its own GBA equal to the amount of the purchase payment plus any purchase payment credits.

•	At step up — (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

•	When an individual RBA is reduced to zero — the GBA that is associated with that RBA will also be set to zero.

•	When you make a partial withdrawal during the waiting period and after a step up — Any prior annual step ups will be reversed. Step up reversal means that the GBA associated with each purchase payment will be reset to the amount of that purchase payment plus any purchase payment credits. The step up reversal will only happen once during the waiting period, when the first partial withdrawal is made.

•	When you make a partial withdrawal at any time and the amount withdrawn is:

(a)	less than or equal to the total RBP — the GBA remains unchanged. If there have been multiple purchase payments, both the total GBA and each payment’s GBA remain unchanged.

(b)	is greater than the total RBP — GBA excess withdrawal processing will be applied to the GBA. If the partial withdrawal is made during the waiting period, the excess withdrawal processing is applied AFTER any previously applied annual step ups have been reversed.

GBA EXCESS WITHDRAWAL PROCESSING

The total GBA will automatically be reset to the lesser of (a) the total GBA immediately prior to the withdrawal; or (b) the contract value immediately following the withdrawal. If there have been multiple purchase payments, each payment’s GBA after the withdrawal will be reset to equal that payment’s RBA after the withdrawal plus (a) times (b), where:

(a)	is the ratio of the total GBA after the withdrawal less the total RBA after the withdrawal to the total GBA before the withdrawal less the total RBA after the withdrawal; and

(b)	is each payment’s GBA before the withdrawal less that payment’s RBA after the withdrawal.

Remaining Benefit Amount (RBA): Each withdrawal you make reduces the amount that is guaranteed by this rider as future withdrawals. At any point in time, the RBA equals the amount of GBA that remains available for withdrawals for the remainder of the contract’s life, and total RBA is the sum of the individual RBAs associated with each purchase payment. The maximum RBA is $5,000,000.

The RBA is determined at the following times, calculated as described:

•	At contract issue — the RBA is equal to the initial purchase payment plus any purchase payment credits.

•	When you make additional purchase payments — each additional purchase payment has its own RBA initially set equal to that payment’s GBA (the amount of the purchase payment plus any purchase payment credits).

•	At step up — (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

•	When you make a partial withdrawal during the waiting period and after a step up — Any prior annual step ups will be reversed. Step up reversal means that the RBA associated with each purchase payment will be reset to the amount of that purchase payment plus any purchase payment credits. The step up reversal will only happen once during the waiting period, when the first partial withdrawal is made.

•	When you make a partial withdrawal at any time and the amount withdrawn is:

(a)	less than or equal to the total RBP — the total RBA is reduced by the amount of the withdrawal. If there have been multiple purchase payments, each payment’s RBA is reduced in proportion to its RBP.

(b)	is greater than the total RBP — RBA excess withdrawal processing will be applied to the RBA. If the partial withdrawal is made during the waiting period, the excess withdrawal processing is applied AFTER any previously applied annual step ups have been reversed.

RBA EXCESS WITHDRAWAL PROCESSING

The total RBA will automatically be reset to the lesser of (a) the contract value immediately following the withdrawal, or (b) the total RBA immediately prior to the withdrawal, less the amount of the withdrawal.

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If there have been multiple purchase payments, both the total RBA and each payment’s RBA will be reset. The total RBA will be reset according to the excess withdrawal processing described above. Each payment’s RBA will be reset in the following manner:

1.	The withdrawal amount up to the total RBP is taken out of each RBA bucket in proportion to its individual RBP at the time of the withdrawal; and

2.	The withdrawal amount above the total RBP and any amount determined by the excess withdrawal processing are taken out of each RBA bucket in proportion to its RBA at the time of the withdrawal.

Guaranteed Benefit Payment (GBP): At any time, the amount available for partial withdrawals in each contract year after the waiting period, until the RBA is reduced to zero, under the basic withdrawal benefit. At any point in time, each purchase payment has its own GBP, which is equal to the lesser of that payment’s RBA or 7% of that payment’s GBA, and the total GBP is the sum of the individual GBPs.

During the waiting period, the guaranteed annual withdrawal amount may be less than the GBP due to the limitations the waiting period imposes on your ability to utilize both annual step-ups and withdrawals (see “Waiting Period” heading above). The guaranteed annual withdrawal amount during the waiting period is equal to the value of the RBP at the beginning of the contract year.

The GBP is determined at the following times, calculated as described:

•	At contract issue — the GBP is established as 7% of the GBA value.

•	At each contract anniversary — each payment’s GBP is reset to the lesser of that payment’s RBA or 7% of that payment’s GBA value.

•	When you make additional purchase payments — each additional purchase payment has its own GBP equal to 7% of the purchase payment amount plus any purchase payment credits.

•	At step up — (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

•	When an individual RBA is reduced to zero — the GBP associated with that RBA will also be reset to zero.

•	When you make a partial withdrawal during the waiting period and after a step up — Any prior annual step ups will be reversed. Step up reversal means that the GBA and the RBA associated with each purchase payment will be reset to the amount of that purchase payment plus any purchase payment credits. Each payment’s GBP will be reset to 7% of that purchase payment plus any purchase payment credit. The step up reversal will only happen once during the waiting period, when the first partial withdrawal is made.

•	When you make a partial withdrawal at any time and the amount withdrawn is:

(a)	less than or equal to the total RBP — the GBP remains unchanged.

(b)	is greater than the total RBP — each payment’s GBP is reset to the lesser of that payment’s RBA or 7% of that payment’s GBA value, based on the RBA and GBA after the withdrawal. If the partial withdrawal is made during the waiting period, the excess withdrawal processing is applied AFTER any previously applied annual step ups have been reversed.

Remaining Benefit Payment (RBP): The amount available for partial withdrawals for the remainder of the contract year under the basic withdrawal benefit. At any point in time, the total RBP is the sum of the RBPs for each purchase payment. During the waiting period, when the guaranteed amount maybe less than the GBP, the value of the RBP at the beginning of the contract year will be that amount that is actually guaranteed each contract year.

The RBP is determined at the following times, calculated as described:

•	At the beginning of each contract year during the waiting period and prior to any withdrawal — the RBP for each purchase payment is set equal to that purchase payment plus any purchase payment credits multiplied by 7%.

•	At the beginning of any other contract year — the RBP for each purchase payment is set equal to that purchase payment’s GBP.

•	When you make additional purchase payments — each additional purchase payment has its own RBP equal to that payment’s GBP.

•	At step up — (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

•	At spousal continuation — (see “Spousal Option to Continue the Contract” heading below).

•	When an individual RBA is reduced to zero — the RBP associated with that RBA will also be reset to zero.

•	When you make any partial withdrawal — the total RBP is reset to equal the total RBP immediately prior to the partial withdrawal less the amount of the partial withdrawal, but not less than zero. If there have been multiple purchase payments, each payment’s RBP is reduced proportionately. If you withdraw an amount greater than the RBP, GBA excess withdrawal processing and RBA excess withdrawal processing are applied and the amount available for future partial withdrawals for the remainder of the contract’s life may be reduced by more than the amount of withdrawal. When determining if a withdrawal will result in the excess withdrawal processing, the applicable RBP will not yet reflect the amount of the current withdrawal.

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Covered Person: The person whose life is used to determine when the ALP is established, and the duration of the ALP payments. The covered person is the oldest contract owner or annuitant. The covered person may change during the contract’s life if there is a spousal continuation or a change of contract ownership. If the covered person changes, we recompute the benefits guaranteed by the rider, based on the life of the new covered person, which may reduce the amount of the lifetime withdrawal benefit.

Annual Lifetime Payment Attained Age (ALPAA): The covered person’s age after which time the lifetime benefit can be established. Currently, the lifetime benefit can be established on the later of the contract effective date or the contract anniversary date on/following the date the covered person reaches age 65.

Annual Lifetime Payment (ALP): Once established, the ALP at any time is the amount available for withdrawals in each contract year after the waiting period until the later of death (see “At Death” heading below), or the RBA is reduced to zero, under the lifetime withdrawal benefit. The maximum ALP is $300,000. Prior to establishment of the ALP, the lifetime withdrawal benefit is not in effect and the ALP is zero.

During the waiting period, the guaranteed annual lifetime withdrawal amount may be less than the ALP due to the limitations the waiting period imposes on your ability to utilize both annual step-ups and withdrawals (see “Waiting Period” heading above). The guaranteed annual lifetime withdrawal amount during the waiting period is equal to the value of the RALP at the beginning of the contract year.

The ALP is determined at the following times:

•	The later of the contract effective date or the contract anniversary date on/following the date the covered person reaches age 65 — the ALP is established as 6% of the total RBA.

•	When you make additional purchase payments — each additional purchase payment increases the ALP by 6% of the amount of the purchase payment plus any purchase payment credits.

•	At step ups — (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

•	At contract ownership change — (see “Spousal Option to Continue the Contract” and “Contract Ownership Change” headings below).

•	When you make a partial withdrawal during the waiting period and after a step up — Any prior annual step ups will be reversed. Step up reversal means that the ALP will be reset to equal total purchase payments plus any purchase payment credits multiplied by 6%. The step up reversal will only happen once during the waiting period, when the first partial withdrawal is made.

•	When you make a partial withdrawal at any time and the amount withdrawn is:

(a)	less than or equal to the RALP — the ALP remains unchanged.

(b)	is greater than the RALP — ALP excess withdrawal processing will be applied to the ALP. If the partial withdrawal is made during the waiting period, the excess withdrawal processing are applied AFTER any previously applied annual step ups have been reversed.

ALP EXCESS WITHDRAWAL PROCESSING
The ALP is reset to the lesser of the ALP immediately prior to the withdrawal, or 6% of the contract value immediately following the withdrawal.

Remaining Annual Lifetime Payment (RALP): The amount available for partial withdrawals for the remainder of the contract year under the lifetime withdrawal benefit. During the waiting period, when the guaranteed annual withdrawal amount may be less than the ALP, the value of the RALP at the beginning of the contract year will be the amount that is actually guaranteed each contract year. Prior to establishment of the ALP, the lifetime withdrawal benefit is not in effect and the RALP is zero.

The RALP is determined at the following times:

•	The later of the contract effective date or the contract anniversary date following the date the covered person reaches age 65, and:

(a)	During the waiting period and prior to any withdrawals — the RALP is established equal to 6% of purchase payments plus any purchase payment credits.

(b)	At any other time — the RALP is established equal to the ALP.

•	At the beginning of each contract year during the waiting period and prior to any withdrawals — the RALP is set equal to the total purchase payments plus any purchase payment credits, multiplied by 6%.

•	At the beginning of any other contract year — the RALP is set equal to ALP.

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•	When you make additional purchase payments — each additional purchase payment increases the RALP by 6% of the amount of the purchase payment plus any purchase payment credits.

•	At step ups — (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

•	When you make any partial withdrawal — the RALP equals the RALP immediately prior to the partial withdrawal less the amount of the partial withdrawal, but not less than zero. If you withdraw an amount greater than the RALP, ALP excess withdrawal processing is applied and the amount available for future partial withdrawals for the remainder of the contract’s life may be reduced by more than the amount of withdrawal. When determining if a withdrawal will result in excess withdrawal processing, the applicable RALP will not yet reflect the amount of the current withdrawal.

Step Up Date: The date any step up becomes effective, and depends on the type of step up being applied (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

Annual Step Up: Beginning with the first contract anniversary, an increase of the GBA, RBA, GBP, RBP, ALP, and/or RALP values may be available. A step up does not create contract value, guarantee the performance of any investment option, or provide a benefit that can be withdrawn or paid upon death. Rather, a step up determines the current values of the GBA, RBA, GBP, RBP, ALP, and RALP, and may extend the payment period or increase the allowable payment.

The annual step up is subject to the following rules:

•	The annual step up is available when the RBA or, if established, the ALP, would increase on the step up date.

•	Only one step up is allowed each contract year.

•	If you take any withdrawals during the waiting period, any previously applied step ups will be reversed and the Annual step up will not be available until the end of the waiting period.

•	If the application of the step up does not increase the rider charge, the annual step up will be automatically applied to your contract, and the step up date is the contract anniversary date.

•	If the application of the step up would increase the rider charge, the annual step up is not automatically applied. Instead, you have the option to step up for 30 days after the contract anniversary. If you exercise the elective annual step up option, you will pay the rider charge in effect on the step up date. If you wish to exercise the elective annual step up option, we must receive a request from you or your investment professional. The step up date is the date we receive your request to step up. If your request is received after the close of business, the step up date will be the next valuation day.

•	The ALP and RALP are not eligible for step ups until they are established. Prior to being established, the ALP and RALP values are both zero.

•	Please note it is possible for the ALP and RALP to step up even if the RBA or GBA do not step up, and it is also possible for the RBA and GBA to step up even if the ALP or RALP do not step up.

The annual step up resets the GBA, RBA, GBP, RBP, ALP and RALP values as follows:

•	The total RBA will be reset to the greater of the total RBA immediately prior to the step up date or the contract value on the step up date.

•	The total GBA will be reset to the greater of the total GBA immediately prior to the step up date or the contract value on the step up date.

•	The total GBP will be reset using the calculation as described above based on the increased GBA and RBA.

•	The total RBP will be reset as follows:

(a)	During the waiting period and prior to any withdrawals, the RBP will not be affected by the step up.

(b)	At any other time, the RBP will be reset as the increased GBP less all prior withdrawals made in the current contract year, but not less than zero.

•	The ALP will be reset to the greater of the ALP immediately prior to the step up date or 6% of the contract value on the step up date.

•	The RALP will be reset as follows:

(a)	During the waiting period and prior to any withdrawals, the RALP will not be affected by the step up.

(b)	At any other time, the RALP will be reset as the increased ALP less all prior withdrawals made in the current contract year, but not less than zero.

Spousal Option to Continue the Contract: If a surviving spouse elects to continue the contract, the Guarantor Withdrawal Benefit for Life® rider also continues. When the spouse elects to continue the contract, any remaining waiting period is cancelled; the covered person will be re-determined and is the covered person referred to below; and the GBA, RBA, GBP, RBP, ALP and RALP values are affected as follows:

•	The GBA, RBA, and GBP values remain unchanged.

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•	The RBP is automatically reset to the GBP less all prior withdrawals made in the current contract year, but not less than zero.

•	If the ALP has not yet been established and the new covered person has not yet reached age 65 as of the date of continuation — the ALP will be established on the contract anniversary following the date the covered person reaches age 65 as the lesser of the RBA or the contract anniversary value, multiplied by 6%. The RALP will be established on the same date equal to the ALP.

•	If the ALP has not yet been established but the new covered person is age 65 or older as of the date of continuation — the ALP will be established on the date of continuation as the lesser of the RBA or the contract value, multiplied by 6%. The RALP will be established on the same date in an amount equal to the ALP less all prior partial withdrawals made in the current contract year, but not less than zero.

•	If the ALP has been established but the new covered person has not yet reached age 65 as of the date of continuation — the ALP and RALP will be automatically reset to zero for the period of time beginning with the date of continuation and ending with the contract anniversary following the date the covered person reaches age 65. At the end of this time period, the ALP will be reset to the lesser of the RBA or the anniversary contract value, multiplied by 6%, and the RALP will be reset to equal the ALP.

•	If the ALP has been established and the new covered person is age 65 or older as of the date of continuation — the ALP will be automatically reset to the lesser of the current ALP or 6% of the contract value on the date of continuation. The RALP will be reset to the ALP less all prior withdrawals made in the current contract year, but not less than zero.

Please note that the lifetime withdrawal benefit amount may be reduced as a result of the spousal continuation.

Spousal Continuation Step Up: If a surviving spouse elects to continue the contract, another elective step up option becomes available. To exercise the step up, the spouse or the spouse’s investment professional must submit a request within 30 days of the date of continuation. The step up date is the date we receive the spouse’s request to step up. If the request is received after the close of business, the step up date will be the next valuation day. The GBA, RBA, GBP, RBP, ALP and RALP will be reset in the same fashion as the annual step up.

The spousal continuation step up is subject to the following rules:

•	If the spousal continuation step up option is exercised and we have increased the charge for the rider, the spouse will pay the charge that is in effect on the step up date.

It is our current administrative practice to process the spousal continuation step up as described in the next paragraph; however, we reserve the right to discontinue our administrative practice and will give you 30 days’ written notice of any such change.

At the time of spousal continuation, a step-up may be available. All annual step-up rules (see “Annual Step-Up” heading above), other than those that apply to the waiting period, also apply to the spousal continuation step-up. If the spousal continuation step-up is processed automatically, the step-up date is the valuation date spousal continuation is effective. If not, the spouse must elect the step up and must do so within 30 days of the spousal continuation date. If the spouse elects the spousal continuation step up, the step-up date is the valuation date we receive the spouse’s written request to step-up if we receive the request by the close of business on that day, otherwise the next valuation date.

If Contract Value Reduces to Zero: If the contract value reduces to zero and the total RBA remains greater than zero, you will be paid in the following scenarios:

1)	The ALP has not yet been established and the contract value is reduced to zero for any reason other than full withdrawal of the contract. In this scenario, you can choose to:

(a)	receive the remaining schedule of GBPs until the RBA equals zero; or

(b)	wait until the rider anniversary on/following the date the covered person reaches age 65, and then receive the ALP annually until the latter of (i) the death of the covered person, or (ii) the RBA is reduced to zero.

We will notify you of this option. If no election is made, the ALP will be paid.

2)	The ALP has been established and the contract value reduces to zero as a result of fees or charges, or a withdrawal that is less than or equal to both the RBP and the RALP. In this scenario, you can choose to receive:

(a)	the remaining schedule of GBPs until the RBA equals zero; or

(b)	the ALP annually until the latter of (i) the death of the covered person, or (ii) the RBA is reduced to zero. We will notify you of this option. If no election is made, the ALP will be paid.

3)	The ALP has been established and the contract value falls to zero as a result of a withdrawal that is greater than the RALP but less than or equal to the RBP. In this scenario, the remaining schedule of GBPs will be paid until the RBA equals zero.

4)	The ALP has been established and the contract value falls to zero as a result of a partial withdrawal that is greater than the RBP but less than or equal to the RALP. In this scenario, the ALP will be paid annually until the death of the covered person.

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Under any of these scenarios:

•	The annualized amounts will be paid to you in the frequency you elect. You may elect a frequency offered by us at the time payments begin. Available payment frequencies will be no less frequent than annually;

•	We will no longer accept additional purchase payments;

•	You will no longer be charged for the rider;

•	Any attached death benefit riders will terminate; and

•	The death benefit becomes the remaining payments, if any, until the RBA is reduced to zero.

The Guarantor Withdrawal Benefit for Life rider and the contract will terminate under either of the following two scenarios:

•	If the contract value falls to zero as a result of a withdrawal that is greater than both the RALP and the RBP. This is full withdrawal of the contract.

•	If the contract value falls to zero as a result of a withdrawal that is greater than the RALP but less than or equal to the RBP, and the total RBA is reduced to zero.

At Death: If the contract value is greater than zero when the death benefit becomes payable, the beneficiary may elect to take the death benefit as a lump sum under the terms of the contract (see “Benefits in Case of Death”) or the annuity payout option (see “Guaranteed Withdrawal Benefit Annuity Payout Option” heading below).

If the contract value equals zero and the death benefit becomes payable, the following will occur:

•	If the RBA is greater than zero and the owner has been receiving the GBP each year, the GBP will continue to be paid to the beneficiary until the RBA equals zero.

•	If the covered person dies and the RBA is greater than zero and the owner has been receiving the ALP each year, the ALP will continue to be paid to the beneficiary until the RBA equals zero.

•	If the covered person is still alive and the RBA is greater than zero and the owner has been receiving the ALP each year, the ALP will continue to be paid to the beneficiary until the later of the death of the covered person or the RBA equals zero.

•	If the covered person is still alive and the RBA equals zero and the owner has been receiving the ALP each year, the ALP will continue to be paid to the beneficiary until the death of the covered person.

•	If the covered person dies and the RBA equals zero, the benefit terminates. No further payments will be made.

Contract Ownership Change: If the contract changes ownership (see “Changing Ownership”), the covered person will be redetermined and is the covered person referred to below. The GBA, RBA, GBP, RBP values will remain unchanged. The ALP and RALP will be reset as follows. Our current administrative practice is to only reset the ALP and RALP if the covered person changes due to the ownership change.

•	If the ALP has not yet been established and the new covered person has not yet reached age 65 as of the ownership change date — the ALP and the RALP will be established on the contract anniversary following the date the covered person reaches age 65. The ALP will be set equal to the lesser of the RBA or the anniversary contract value, multiplied by 6%. If the anniversary date occurs during the waiting period and prior to a withdrawal, the RALP will be set to the lesser of the ALP or total purchase payments plus any purchase payment credits multiplied by 6%. If the anniversary date occurs at any other time, the RALP will be set to the ALP.

•	If the ALP has not yet been established but the new covered person is age 65 or older as of the ownership change date — the ALP and the RALP will be established on the ownership change date. The ALP will be set equal to the lesser of the RBA or the contract value, multiplied by 6%. If the ownership change date occurs during the waiting period and prior to a withdrawal, the RALP will be set equal to the lesser of the ALP or total purchase payments plus any purchase payment credits multiplied by 6%. If the ownership change date occurs at any other time, the RALP will be set equal to the ALP less all prior withdrawals made in the current contract year but not less than zero.

•	If the ALP has been established but the new covered person has not yet reached age 65 as of the ownership change date — the ALP and the RALP will be reset to zero for the period of time beginning with the ownership change date and ending with the contract anniversary following the date the covered person reaches age 65. At the end of this time period, the ALP will be reset to the lesser of the RBA or the anniversary contract value, multiplied by 6%. If the time period ends during the waiting period and prior to any withdrawals, the RALP will be reset to the lesser of the ALP or total purchase payments plus any purchase payment credits multiplied by 6%. If the time period ends at any other time, the RALP will be reset to the ALP.

•	If the ALP has been established and the new covered person is age 65 or older as of the ownership change date — the ALP and the RALP will be reset on the ownership change date. The ALP will be reset to the lesser of the current ALP or 6% of the contract value. If the ownership change date occurs during the waiting period and prior to a withdrawal, the RALP will be reset to the lesser of the ALP or total purchase payments plus any purchase payment credits multiplied by 6%. If the

RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS 141

ownership change date occurs at any other time, the RALP will be reset to the ALP less all prior withdrawals made in the current contract year but not less than zero.

Please note that the lifetime withdrawal benefit amount may be reduced as a result of the ownership change.

Guaranteed Withdrawal Benefit Annuity Payout Option: Several annuity payout plans are available under the contract. As an alternative to these annuity payout plans, a fixed annuity payout option is available under the Guarantor Withdrawal Benefit for Life rider.

Under this option the amount payable each year will be equal to the remaining schedule of GBPs, but the total amount paid over the life of the annuity will not exceed the current total RBA at the time you begin this fixed annuity payout option. These annualized amounts will be paid in the frequency that you elect. The frequencies will be among those offered by us at that time but will be no less frequent than annually. If, at the death of the owner, total payouts have been made for less than the RBA, the remaining payouts will be paid to the beneficiary (see “The Annuity Payout Period” and “Taxes”).

This option may not be available if the contract is issued to qualify under Section 403 or 408 of the Code, as amended. For such contracts, this option will be available only if the guaranteed payment period is less than the life expectancy of the owner at the time the option becomes effective. Such life expectancy will be computed under the mortality table we then use to determine current life annuity purchase rates under the contract to which this rider is attached.

This annuity payout option may also be elected by the beneficiary of a contract as a settlement option.

Whenever multiple beneficiaries are designated under the contract, each such beneficiary’s share of the proceeds if they elect this option will be in proportion to their applicable designated beneficiary percentage. Beneficiaries of nonqualified contracts may elect this settlement option subject to the distribution requirements of the contract. We reserve the right to adjust the future schedule of GBPs if necessary to comply with the Code.

RIDER TERMINATION
The Guarantor Withdrawal Benefit for Life rider cannot be terminated either by you or us except as follows:

1.	Annuity payouts under an annuity payout plan will terminate the rider.

2.	Termination of the contract for any reason will terminate the rider.

EXAMPLES OF THE GUARANTOR WITHDRAWAL BENEFIT FOR LIFE

Example #1: Covered person has not reached age 65 at the time the contract and rider are purchased.

Assumptions:

•	You purchase the contract with a $98,039 purchase payment with $1,961 purchase payment credit.

•	You are the sole owner and also the annuitant. You are age 60.

•	You make no additional payments to the contract.

•	Automatic annual step-ups are applied each anniversary when available, where the contract value is greater than the RBA and/or 6% of the contract value is greater than the ALP. Applied annual step-ups are indicated in bold.

			Hypothetical
Contract			Assumed
Duration	Purchase	Partial	Contract	Basic Withdrawal Benefit						Lifetime Withdrawal Benefit
in Years	Payments	Withdrawals	Value	GBA		RBA		GBP	RBP	ALP			RALP

At Issue	$100,000	$ N/A	$100,000	$100,000		$100,000		$7,000	$7,000	$	N/A		$	N/A

0.5	0	7,000	92,000	100,000		93,000		7,000	0		N/A			N/A

1	0	0	91,000	100,000		93,000		7,000	7,000		N/A			N/A

1.5	0	7,000	83,000	100,000		86,000		7,000	0		N/A			N/A

2	0	0	81,000	100,000		86,000		7,000	7,000		N/A			N/A

5	0	0	75,000	100,000		86,000		7,000	7,000		5,160	(1)		5,160	(1)

5.5	0	5,160	70,000	100,000		80,840		7,000	1,840		5,160			0

6	0	0	69,000	100,000		80,840		7,000	7,000		5,160			5,160

6.5	0	7,000	62,000	100,000		73,840		7,000	0		3,720	(2)		0

7	0	0	70,000	100,000		73,840		7,000	7,000		4,200			4,200

7.5	0	10,000	51,000	51,000	(3)	51,000	(3)	3,570	0		3,060	(3)		0

8	0	0	55,000	55,000		55,000		3,850	3,850		3,300			3,300

 142  RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS

At this point, assuming no additional activity (step ups, excess withdrawals, purchase payments, spousal continuation or contract ownership change), you can continue to withdraw up to either the GBP of $3,850 each year until the RBA is reduced to zero, or the ALP of $3,300 each year until the later of your death or the RBA is reduced to zero.

(1)	The ALP and RALP are established on the contract anniversary date following the date the covered person reaches age 65.
(2)	The $7,000 withdrawal is greater than the $5,160 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the ALP, resetting the ALP to the lesser of the prior ALP or 6% of the contract value following the withdrawal.
(3)	The $10,000 withdrawal is greater than both the $7,000 RBP allowed under the basic withdrawal benefit and the $4,200 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the GBA, RBA, and ALP. The GBA is reset to the lesser of the prior GBA or the contract value following the withdrawal. The RBA is reset to the lesser of the prior RBA less the withdrawal or the contract value following the withdrawal. The ALP is reset to the lesser of the prior ALP or 6% of the contract value following the withdrawal.

Example #2: Covered person has reached 65 at the time the contract and rider are purchased.

Assumptions:

•	You purchase the contract with a $98,039 purchase payment with $1,961 purchase payment credit.

•	You are the sole owner and also the annuitant. You are age 65.

•	You make no additional payments to the contract.

•	Automatic annual step-ups are applied each anniversary when available, where the contract value is greater than the RBA and/or 6% of the contract value is greater than the ALP. Applied annual step-ups are indicated in bold.

			Hypothetical
Contract			Assumed
Duration	Purchase	Partial	Contract	Basic Withdrawal Benefit							Lifetime Withdrawal Benefit
in Years	Payments	Withdrawals	Value	GBA		RBA		GBP	RBP		ALP		RALP

At Issue	$100,000	$ N/A	$100,000	$100,000		$100,000		$7,000	$7,000		$6,000		$6,000

1	0	0	105,000	105,000		105,000		7,350	7,000	(1)	6,300		6,000	(1)

2	0	0	110,000	110,000		110,000		7,700	7,000	(1)	6,600		6,000	(1)

3	0	0	110,000	110,000		110,000		7,700	7,700	(2)	6,600		6,600	(2)

3.5	0	6,600	110,000	110,000		103,400		7,700	1,100		6,600		0

4	0	0	115,000	115,000		115,000		8,050	8,050		6,900		6,900

4.5	0	8,050	116,000	115,000		106,950		8,050	0		6,900	(3)	0

5	0	0	120,000	120,000		120,000		8,400	8,400		7,200		7,200

5.5	0	10,000	122,000	120,000	(4)	110,000	(4)	8,400	0		7,200	(4)	0

6	0	0	125,000	125,000		125,000		8,750	8,750		7,500		7,500

At this point, assuming no additional activity (step ups, excess withdrawals, purchase payments, spousal continuation or contract ownership change), you can continue to withdraw up to either the GBP of $8,750 each year until the RBA is reduced to zero, or the ALP of $7,500 each year until the later of your death or the RBA is reduced to zero.

(1)	The annual step-up has not been applied to the RBP or RALP because any withdrawal after step up during the waiting period would reverse any prior step ups prior to determining if the withdrawal is excess. Therefore, during the waiting period, the RBP is the amount you can withdraw without incurring the GBA and RBA excess withdrawal processing, and the RALP is the amount you can withdraw without incurring the ALP excess withdrawal processing.
(2)	On the third anniversary (after the end of the waiting period), the RBP and RALP are set equal to the GBP and ALP, respectively.
(3)	The $8,050 withdrawal is greater than the $6,900 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the ALP, resetting the ALP to the lesser of the prior ALP or 6% of the contract value following the withdrawal.
(4)	The $10,000 withdrawal is greater than both the $8,400 RBP allowed under the basic withdrawal benefit and the $7,200 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the GBA, RBA, and ALP. The GBA is reset to the lesser of the prior GBA or the contract value following the withdrawal. The RBA is reset to the lesser of the prior RBA less the withdrawal or the contract value following the withdrawal. The ALP is reset to the lesser of the prior ALP or 6% of the contract value following the withdrawal.

RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS 143

Appendix J: Guarantor Withdrawal Benefit Rider

GUARANTOR WITHDRAWAL BENEFIT RIDER
We have offered two versions of the Guarantor Withdrawal Benefit that have been referred to in previous disclosure as Rider A and Rider B. The description of the Guarantor Withdrawal Benefit in this section applies to both Rider A and Rider B, unless noted otherwise. Rider B is no longer available for purchase.

The Guarantor Withdrawal Benefit is an optional benefit that was offered for an additional annual charge if(1):

Rider A

•	you purchase(d) your contract on or after April 30, 2005 in those states where the SecureSource rider and/or the Guarantor Withdrawal Benefit for Life® rider are/were not available;

•	you and the annuitant were 79 or younger on the date the contract was issued.

Rider B (no longer available for purchase)

•	you purchased your contract prior to April 29, 2005;

•	the rider was available in your state; and

•	you and the annuitant were 79 or younger on the date the contract was issued.

(1)	The Guarantor Withdrawal Benefit is not available under an inherited qualified annuity.

You must elect the Guarantor Withdrawal Benefit rider when you purchase your contract (original rider). The original rider you receive at contract issue offers an elective annual step-up and any withdrawal after a step up during the first three years is considered an excess withdrawal, as described below. The rider effective date of the original rider is the contract issue date.

We will offer you the option of replacing the original rider with a new Guarantor Withdrawal Benefit (enhanced rider), if available in your state. The enhanced rider offers an automatic annual step-up and a withdrawal after a step up during the first three years is not necessarily an excess withdrawal, as described below. The effective date of the enhanced rider will be the contract issue date except for the automatic step-up which will apply to contract anniversaries that occur after you accept the enhanced rider. The descriptions below apply to both the original and enhanced riders unless otherwise noted.

The Guarantor Withdrawal Benefit initially provides a guaranteed minimum withdrawal benefit that gives you the right to take limited partial withdrawals in each contract year that over time will total an amount equal to your purchase payments plus any purchase payment credits. Certain withdrawals and step ups, as described below, can cause the initial guaranteed withdrawal benefit to change. The guarantee remains in effect if your partial withdrawals in a contract year do not exceed the allowed amount. As long as your withdrawals in each contract year do not exceed the allowed amount, you will not be assessed a surrender charge. Under the original rider, the allowed amount is the Guaranteed Benefit Payment (GBP — the amount you may withdraw under the terms of the rider in each contract year, subject to certain restrictions prior to the third contract anniversary, as described below). Under the enhanced rider, the allowed amount is equal to 7% of purchase payments and purchase payment credits for the first three years, and the GBP in all other years.

If you withdraw an amount greater than the allowed amount in a contract year, we call this an “excess withdrawal” under the rider. If you make an excess withdrawal under the rider:

•	surrender charges, if applicable, will apply only to the amount of the withdrawal that exceeds the allowed amount;

•	the guaranteed benefit amount will be adjusted as described below; and

•	the remaining benefit amount will be adjusted as described below.

For a partial withdrawal that is subject to a surrender charge, the amount we actually deduct from your contract value will be the amount you request plus any applicable surrender charge (see “Charges — Surrender Charge”). Market value adjustments, if applicable, will also be made (see “Guarantee Period Accounts (GPAs) — Market Value Adjustment”). We pay you the amount you request. Any partial withdrawals you take under the contract will reduce the value of the death benefits (see “Benefits in Case of Death”). Upon full withdrawal of the contract, you will receive the remaining contract value less any applicable charges (see “Surrenders”).

Once elected, the Guarantor Withdrawal Benefit rider may not be cancelled and the fee will continue to be deducted until the contract is terminated, the contract value reduces to zero (described below) or annuitization start date. If you select the Guarantor® Withdrawal Benefit rider, you may not select an Income Assurer Benefit rider or the Accumulation Protector Benefit® rider. If you exercise the annual step up election (see “Elective Step Up” and “Annual Step Up” below), the special spousal continuation step up election (see “Spousal Continuation and Special Spousal Continuation Step Up” below) or change your Portfolio Navigator model portfolio, the rider charge may change (see “Charges”).

 144  RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS

You should consider whether the Guarantor Withdrawal Benefit is appropriate for you because:

•	Use of Portfolio Navigator Program Required: You must participate in the Portfolio Navigator program if you purchase a contract on or after May 1, 2006 with this rider (see “Making the Most of Your Contract — Portfolio Navigator Program”). If you selected this Guarantor Withdrawal Benefit rider before May 1, 2006, you must participate in the asset allocation program (see “Appendix J: Asset Allocation Program for Contracts Purchased Before May 1, 2006”), however, you may have elected to participate in the Portfolio Navigator program after May 1, 2006. The Portfolio Navigator program and the asset allocation program limit your choice of subaccounts, one-year fixed account and GPAs (if available) to the PN program investment options you have selected. This means you will not be able to allocate contract value to all of the subaccounts, GPAs or the one-year fixed account that are available under the contract to contract owners who do not elect this rider. You may allocate qualifying purchase payments and any purchase payment credits to the DCA fixed account, when available, and we will make monthly transfers into the investment option you have chosen.

•	Limitations on Purchase Payments: We reserve the right to limit the cumulative amount of purchase payments, subject to state restrictions. For current purchase payment restrictions, please see “Buying Your Contract — Purchase Payments”.

•	Interaction with the Total Free Amount (FA) contract provision: The FA is the amount you are allowed to withdraw in each contract year without incurring a surrender charge (see “Charges — Surrender Charge”). The FA may be greater than GBP under this rider. Any amount you withdraw under the contract’s TFA provision that exceeds the GBP is subject to the excess withdrawal processing for the GBA and RBA described below.

•	Rider A — Limitations on Purchase of Other Riders under this Contract: If you select the Guarantor Withdrawal Benefit rider, you may not elect the Accumulation Protector Benefit rider.

•	Non-Cancelable: Once elected, the Guarantor Withdrawal Benefit rider may not be cancelled and the fee will continue to be deducted until the contract is terminated, the contract value reduces to zero (described below) or after the annuitization start date.

You should consult your tax advisor if you have any questions about the use of this rider in your tax situation:

•	Tax Considerations for Non-Qualified Annuities: Withdrawals before age 59 1/2 may incur a 10% IRS early withdrawal penalty and may be considered taxable income;

•	Tax Considerations for Qualified Annuities: Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract (see “Taxes — Qualified Annuities — Required Minimum Distributions”). If you have a qualified annuity, you may need to take an RMD. If you make a withdrawal in any contract year to satisfy an RMD, this may constitute an excess withdrawal, as defined below, and the excess withdrawal processing described below will apply. Under the terms of the enhanced rider, we allow you to satisfy the RMD based on the life expectancy RMD for your contract and the requirements of the Code and regulations in effect when you purchase your contract, without the withdrawal being treated as an excess withdrawal. It is our current administrative practice to make the same accommodation under the original rider, however, we reserve the right to modify our administrative practice and will give you 30 days’ written notice of any such change.

For owners subject to RMD rules under Section 401(a)(9), our current administrative practice under both the original and the enhanced riders is to allow amounts you withdraw to satisfy these rules without applying excess withdrawal processing under terms of the rider, subject to the following rules:

(1)	If your Annual Life Expectancy Required Minimum Distribution Amount (ALERMDA) is greater than the RBP from the beginning of the current contract year, an Additional Benefit Amount (ABA) will be set equal to that portion of your ALERMDA that exceeds the RBP.

(2)	Any withdrawals taken in a contract year will count first against and reduce the RBP for that contract year.

(3)	Once the RBP for the current contract year has been depleted, any additional amounts withdrawn will count against and reduce any ABA. These withdrawals will not be considered excess withdrawals as long as they do not exceed the remaining ABA.

(4)	Once the ABA has been depleted, any additional withdrawal amounts will be considered excess withdrawals and will initiate the excess withdrawal processing described in the Guarantor Withdrawal Benefit rider.

The Annual Life Expectancy Required Minimum Distribution Amount (ALERMDA) is:

(1)	determined by us each calendar year;

(2)	based solely on the value of the contract to which the Guarantor Withdrawal Benefit rider is attached as of the date we make the determination; and

RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS 145

(3)	based on the company’s understanding and interpretation of the requirements for life expectancy distributions intended to satisfy the required minimum distribution rules under Section 401(a)(9) and the Treasury Regulations promulgated thereunder, as applicable, on the effective date of this prospectus to:

1.	an individual retirement annuity (Section 408(b));

2.	a Roth individual retirement account (Section 408A);

3.	a Simplified Employee Pension plan (Section 408(k));

4.	a tax-sheltered annuity rollover (Section 403(b)).

We reserve the right to modify our administrative practice described above and will give you 30 days’ written notice of any such change.

In the future, the requirements under the Code for such distributions may change and the life expectancy amount calculation provided under your Guarantor Withdrawal Benefit rider may not be sufficient to satisfy the requirements under the Code for these types of distributions. In such a situation, amounts withdrawn to satisfy such distribution requirements will exceed your RBP amount and may result in the reduction of your GBA and RBA as described under the excess withdrawal provision of the rider.

Please note that RMD rules follow the calendar year which most likely does not coincide with your contract year and therefore may limit when you can take your RMD and not be subject to excess withdrawal processing.

In cases where the Code does not allow the life expectancy of a natural person to be used to calculate the required minimum distribution amount (e.g. ownership by a trust or a charity), we will calculate the life expectancy RMD amount calculated by us as zero in all years. The life expectancy required minimum distribution amount calculated by us will also equal zero in all years.

•	Limitations on TSAs: Your right to take withdrawals is restricted if your contract is a TSA (see “TSA — Special Provisions”). You should consult your tax advisor before you select this optional rider if you have any questions about the use of this rider in your tax situation;

The terms “Guaranteed Benefit Amount” and “Remaining Benefit Amount” are described below. Each is used in the operation of the GBP, the RBP, the elective step up, the annual step up, the special spousal continuation step up and the Guaranteed Withdrawal Benefit Annuity Payout Option.

Guaranteed Benefit Amount
The Guaranteed Benefit Amount (GBA) is equal to the initial purchase payment, plus any purchase payment credits, adjusted for subsequent purchase payments, any purchase payment credits, partial withdrawals in excess of the GBP, and step ups. The maximum GBA is $5,000,000.

The GBA is determined at the following times:

•	At contract issue — the GBA is equal to the initial purchase payment, plus any purchase payment credit;

•	When you make additional purchase payments — each additional purchase payment plus any purchase payment credit has its own GBA equal to the amount of the purchase payment plus any purchase payment credit. The total GBA when an additional purchase payment and purchase payment credit are added is the sum of the individual GBAs immediately prior to the receipt of the additional purchase payment, plus the GBA associated with the additional purchase payment;

•	At step up — (see “Elective Step Up” and “Annual Step Up” headings below).

•	When you make a partial withdrawal:

(a)	and all of your withdrawals in the current contract year, including the current withdrawal, are less than or equal to the GBP — the GBA remains unchanged. If the partial withdrawal is taken during the first three years, the GBA and the GBP are calculated after the reversal of any prior step ups;

(b)	and all of your withdrawals in the current contract year, including the current withdrawal, are greater than the GBP — the following excess withdrawal processing will be applied to the GBA. If the partial withdrawal is taken during the first three years, the GBA and the GBP are calculated after the reversal of any prior step ups:

(c)	under the original rider in a contract year after a step up but before the third contract anniversary — the following excess withdrawal processing will be applied to the GBA. If the partial withdrawal is taken during the first three years, the GBA and the GBP are calculated after the reversal of any prior step ups:

 146  RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS

GBA EXCESS WITHDRAWAL PROCESSING
The total GBA will automatically be reset to the lesser of (a) the total GBA immediately prior to the withdrawal; or (b) the contract value immediately following the withdrawal. If there have been multiple purchase payments, each payment’s GBA after the withdrawal will be reset to equal that payment’s RBA after the withdrawal plus (a) times (b), where:

(a)	is the ratio of the total GBA after the withdrawal less the total RBA after the withdrawal to the total GBA before the withdrawal less the total RBA after the withdrawal; and

(b)	is each payment’s GBA before the withdrawal less that payment’s RBA after the withdrawal.

Remaining Benefit Amount
The remaining benefit amount (RBA) at any point is the total guaranteed amount available for future partial withdrawals. The maximum RBA is $5,000,000.

The RBA is determined at the following times:

•	At contract issue — the RBA is equal to the initial purchase payment plus any purchase payment credit;

•	When you make additional purchase payments — each additional purchase payment plus any purchase payment credit has its own RBA equal to the amount of the purchase payment plus any purchase payment credit. The total RBA when an additional purchase payment and purchase payment credit are added is the sum of the individual RBAs immediately prior to the receipt of the additional purchase payment, plus the RBA associated with the additional payment;

•	At step up — (see “Elective Step Up” and “Annual Step Up” headings below).

•	When you make a partial withdrawal:

(a)	and all of your withdrawals in the current contract year, including the current withdrawal, are less than or equal to the GBP — the RBA becomes the RBA immediately prior to the partial withdrawal, less the partial withdrawal. If the partial withdrawal is taken during the first three years, the RBA and the GBP are calculated after the reversal of any prior step ups;

(b)	and all of your withdrawals in the current contract year, including the current withdrawal, are greater than the GBP — the following excess withdrawal processing will be applied to the RBA. If the partial withdrawal is taken during the first three years, the RBA and the GBP are calculated after the reversal of any prior step ups;

(c)	under the original rider after a step up but before the third contract anniversary — the following excess withdrawal processing will be applied to the RBA. If the partial withdrawal is taken during the first three years, the RBA and the GBP are calculated after the reversal of any prior step ups;

RBA EXCESS WITHDRAWAL PROCESSING
The RBA will automatically be reset to the lesser of (a) the contract value immediately following the withdrawal, or (b) the RBA immediately prior to the withdrawal, less the amount of the withdrawal.

If there have been multiple purchase payments, any reduction of the RBA will be taken out of each payment’s RBA in the following manner:

The withdrawal amount up to the remaining benefit payment (defined below) is taken out of each RBA bucket in proportion to its remaining benefit payment at the time of the withdrawal; and the withdrawal amount above the remaining benefit payment and any amount determined by the excess withdrawal processing are taken out of each RBA bucket in proportion to its RBA at the time of the withdrawal.

Guaranteed Benefit Payment
Under the original rider, the GBP is the amount you may withdraw under the terms of the rider in each contract year, subject to certain restrictions prior to the third anniversary.

Under the enhanced rider, the GBP is the withdrawal amount that you are entitled to take each contract year after the third anniversary until the RBA is depleted.

Rider A: Under the original rider, the GBP is equal to 7% of the GBA. Under the enhanced rider, the GBP is the lesser of (a) 7% of the GBA, or (b) the RBA. Under both the original and enhanced riders, if you withdraw less than the GBP in a contract year, there is no carry over to the next contract year.

Rider B: Under both the original and enhanced riders, the GBP is the lesser of (a) 7% of the GBA; or (b) the RBA. If you withdraw less than the GBP in a contract year, there is no carry over to the next contract year.

RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS 147

Remaining Benefit Payment
Under the original rider, at the beginning of each contract year, the remaining benefit payment (RBP) is set as the lesser of (a) the GBP, or (b) the RBA.

Under the enhanced rider, at the beginning of each contract year, during the first three years and prior to any withdrawal, the RBP for each purchase payment is set equal to that purchase payment plus any purchase payment credit, multiplied by 7%. At the beginning of any other contract year, each individual RBP is set equal to each individual GBP.

Each additional purchase payment has its own RBP established equal to that payment’s GBP. The total RBP is equal to the sum of the individual RBPs.

Whenever a partial withdrawal is made, the RBP equals the RBP immediately prior to the partial withdrawal less the amount of the partial withdrawal, but not less than zero.

Elective Step Up (under the original rider only)
You have the option to increase the RBA, the GBA, the GBP and the RBP beginning with the first contract anniversary. An annual elective step up option is available for 30 days after the contract anniversary. The elective step up option allows you to step up the remaining benefit amount and guaranteed benefit amount to the contract value on the valuation date we receive your written request to step up.

The elective step up is subject to the following rules:

•	if you do not take any withdrawals during the first three years, you may step up annually beginning with the first contract anniversary;

•	if you take any withdrawals during the first three years, the annual elective step up will not be available until the third contract anniversary;

•	if you step up but then take a withdrawal prior to the third contract anniversary, you will lose any prior step ups and the withdrawal will be considered an excess withdrawal subject to the GBA and RBA excess withdrawal processing discussed under the “Guaranteed Benefit Amount” and “Remaining Benefit Amount” headings above; and

•	you may take withdrawals on or after the third contract anniversary without reversal of previous step ups.

You may elect a step up only once each contract year within 30 days after the contract anniversary. Once a step up has been elected, another step up may not be elected until the next contract anniversary.

Rider A: You may only step up if your contract value on the valuation date we receive your written request to step up is greater than the RBA. The elective step up will be determined as follows:

•	The effective date of the elective step up is the valuation date we receive your written request to step up.

•	The RBA will be increased to an amount equal to the contract value on the valuation date we receive your written request to step up.

•	The GBA will be increased to an amount equal to the greater of (a) the GBA immediately prior to the elective step up; or (b) the contract value on the valuation date we receive your written request to step up.

•	The GBP will be increased to an amount equal to the greater of (a) the GBP immediately prior to the elective step up; or (b) 7% of the GBA after the elective step up.

•	The RBP will be increased to the lesser of (a) the RBA after the elective step up; or (b) the GBP after the elective step up less any withdrawals made during that contract year.

Rider B: You may only step up if your contract anniversary value is greater than the RBA. The elective step up will be determined as follows:

•	The effective date of the elective step up is the contract anniversary.

•	The RBA will be increased to an amount equal to the contract anniversary value.

•	The GBA will be increased to an amount equal to the greater of (a) the GBA immediately prior to the elective step up; or (b) the contract anniversary value.

•	The GBP will be increased to an amount equal to the greater of (a) the GBP immediately prior to the elective step up; or (b) 7% of the GBA after the elective step up.

•	The RBP will be increased to the lesser of (a) the RBA after the elective step up; or (b) the GBP after the elective step up.

Annual Step Up (under the enhanced rider only)
Beginning with the first contract anniversary after you accept the enhanced rider, an increase of the RBA, the GBA, the GBP and the RBP may be available. A step up does not create contract value, guarantee performance of any investment options, or

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provide a benefit that can be withdrawn or paid upon death. Rather, a step up determines the current values of the GBA, RBA, GBP and RBP, and may extend the payment period or increase allowable payment.

The annual step up is subject to the following rules:

•	The annual step up is available when the RBA would increase on the step up date. The applicable step up date depends on whether the annual step up is applied on an automatic or elective basis.

•	If the application of the step does not increase the rider charge, the annual step up will be automatically applied to your contract and the step up date is the contract anniversary date.

•	If the application of the step up would increase the rider charge, the annual step up is not automatically applied. Instead, you have the option to step up for 30 days after the contract anniversary. If you exercise the elective annual step up option, you will pay the rider charge in effect on the step up date. If you wish to exercise the elective annual step up option, we must receive a request from you or your investment professional. The step up date is the date we receive your request to step up. If your request is received after the close of business, the step up date will be the next valuation day.

•	Only one step up is allowed each contract year.

•	If you take any withdrawals during the first three years, any previously applied step ups will be reversed and the annual step up will not be available until the third contract anniversary;

•	You may take withdrawals on or after the third contract anniversary without reversal of previous step ups.

The annual step up will be determined as follows:

•	The RBA will be increased to an amount equal to the contract value on the step up date.

•	The GBA will be increased to an amount equal to the greater of (a) the GBA immediately prior to the annual step up; or (b) the contract value on the step up date.

•	The GBP will be calculated as described earlier, but based on the increased GBA and RBA.

•	The RBP will be reset as follows:

(a)	Prior to any withdrawals during the first three years, the RBP will not be affected by the step up.

(b)	At any other time, the RBP will be reset as the increased GBP less all prior withdrawals made during the current contract year, but never less than zero.

Spousal Continuation and Special Spousal Continuation Step Up
If a surviving spouse elects to continue the contract, this rider also continues. The spousal continuation step up is in addition to the elective step up or the annual step up. When a spouse elects to continue the contract, any rider feature processing particular to the first three years of the contract as described in this prospectus no longer applies. The GBA, RBA and GBP values remain unchanged. The RBP is automatically reset to the GBP less all prior withdrawals made in the current contract year, but not less than zero.

Rider A: A surviving spouse may elect a spousal continuation step up by written request within 30 days following the spouse’s election to continue the contract. This step up may be made even if withdrawals have been taken under the contract during the first three years. Under this step up, the RBA will be reset to the greater of the RBA or the contract value on the valuation date we receive the spouse’s written request to step up; the GBA will be reset to the greater of the GBA or the contract value on the same valuation date. If a spousal continuation step up is elected and we have increased the charge for the rider for new contract owners, the spouse will pay the charge that is in effect on the valuation date we receive the written request to step up.

It is our current administrative practice to process the spousal continuation step up as described in the next paragraph; however, we reserve the right to discontinue our administrative practice and will give you 30 days’ written notice of any such change.

At the time of spousal continuation, a step-up may be available. All annual step-up rules (see “Annual Step-Up” heading above), other than those that apply to the waiting period, also apply to the spousal continuation step-up. If the spousal continuation step-up is processed automatically, the step-up date is the valuation date spousal continuation is effective. If not, the spouse must elect the step up and must do so within 30 days of the spousal continuation date. If the spouse elects the spousal continuation step up, the step-up date is the valuation date we receive the spouse’s written request to step-up if we receive the request by the close of business on that day, otherwise the next valuation date.

Rider B: A spousal continuation step up occurs automatically when the spouse elects to continue the contract. The rider charge will not change upon this automatic step up. Under this step up, the RBA will be reset to the greater of the RBA on the valuation date we receive the spouse’s written request to continue the contract and the death benefit that would otherwise have

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been paid; the GBA will be reset to the greater of the GBA on the valuation date we receive the spouse’ written request to continue the contract and the death benefit that would otherwise have been paid.

Guaranteed Withdrawal Benefit Annuity Payout Option
Several annuity payout plans are available under the contract. As an alternative to these annuity payout plans, a fixed annuity payout option is available under the Guarantor Withdrawal Benefit.

Under this option the amount payable each year will be equal to the remaining schedule of GBPs, but the total amount paid over the life of the annuity will not exceed the current total RBA at the time you begin this fixed annuity option. These annualized amounts will be paid in the frequency that you elect. The frequencies will be among those offered by us at that time but will be no less frequent than annually. If, at the death of the owner, total payments have been made for less than the RBA, the remaining payments will be paid to the beneficiary (see “‘The Annuity Payout Period” and “Taxes”).

This annuity payout option may also be elected by the beneficiary of a contract as a settlement option. Whenever multiple beneficiaries are designated under the contract, each such beneficiary’s share of the proceeds if they elect this option will be in proportion to their applicable designated beneficiary percentage. Beneficiaries of nonqualified contracts may elect this settlement option subject to the distribution requirements of the contract. We reserve the right to adjust the remaining schedule of GBPs if necessary to comply with the Code.

If Contract Value Reduces to Zero
If the contract value reduces to zero and the RBA remains greater than zero, the following will occur:

•	you will be paid according to the annuity payout option described above;

•	we will no longer accept additional purchase payments;

•	you will no longer be charged for the rider;

•	any attached death benefit riders will terminate; and

•	the death benefit becomes the remaining payments under the annuity payout option described above.

If the contract value falls to zero and the RBA is depleted, the Guarantor Withdrawal Benefit rider and the contract will terminate.

EXAMPLE OF THE GUARANTOR WITHDRAWAL BENEFIT (applies to Rider A and Rider B)

Assumption:

•	You purchase the contract with a payment of $100,000.

The Guaranteed Benefit Amount (GBA) equals your purchase payment:	$100,000
The Guaranteed Benefit Payment (GBP) equals 7% of your GBA:
0.07 × $100,000 =	$7,000
The Remaining Benefit Amount (RBA) equals your purchase payment:	$100,000
On the first contract anniversary the contract value grows to $110,000. You decide to step up your benefit.
The RBA equals 100% of your contract value:	$110,000
The GBA equals 100% of your contract value:	$110,000
The GBP equals 7% of your stepped-up GBA:
0.07 × $110,000 =	$7,700
During the fourth contract year you decide to take a partial withdrawal of $7,700.
You took a partial withdrawal equal to your GBP, so your RBA equals the prior RBA less the amount of the partial withdrawal:
$110,000 – $7,700 =	$102,300
The GBA equals the GBA immediately prior to the partial withdrawal:	$110,000
The GBP equals 7% of your GBA:
0.07 × $110,000 =	$7,700

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On the fourth contract anniversary you make an additional purchase payment of $50,000.
The new RBA for the contract is equal to your prior RBA plus 100% of the additional purchase payment:
$102,300 + $50,000 =	$152,300
The new GBA for the contract is equal to your prior GBA plus 100% of the additional purchase payment:
$110,000 + $50,000 =	$160,000
The new GBP for the contract is equal to your prior GBP plus 7% of the additional purchase payment:
7,700 + $3,500 =	$11,200
On the fifth contract anniversary your contract value grows to $200,000. You decide to step up your benefit.
The RBA equals 100% of your contract value:	$200,000
The GBA equals 100% of your contract value:	$200,000
The GBP equals 7% of your stepped-up GBA:
0.07 × $200,000 =	$14,000
During the seventh contract year your contract value grows to $230,000. You decide to take a partial withdrawal of $20,000. You took more than your GBP of $14,000 so your RBA gets reset to the lesser of:

(1) your contract value immediately following the partial withdrawal; $230,000 – $20,000 =	$210,000
OR
(2) your prior RBA less the amount of the partial withdrawal. $200,000 – $20,000 =	$180,000
Reset RBA = lesser of (1) or (2) =	$180,000
The GBA gets reset to the lesser of:
(1) your prior GBA	$200,000
OR
(2) your contract value immediately following the partial withdrawal;
$230,000 – $20,000 =	$210,000
Reset GBA = lesser of (1) or (2) =	$200,000
The Reset GBP is equal to 7% of your Reset GBA:
0.07 × $200,000 =	$14,000
During the eighth contract year your contract value falls to $175,000. You decide to take a partial withdrawal of $25,000. You took more than your GBP of $14,000 so your RBA gets reset to the lesser of:

(1) your contract value immediately following the partial withdrawal; $175,000 – $25,000 =	$150,000
OR
(2) your prior RBA less the amount of the partial withdrawal. $180,000 – $25,000 =	$155,000
Reset RBA = lesser of (1) or (2) =	$150,000
The GBA gets reset to the lesser of:
(1) your prior GBA;	$200,000
OR
(2) your contract value immediately following the partial withdrawal; $175,000 – $25,000 =	$150,000
Reset GBA = lesser of (1) or (2) =	$150,000
The Reset GBP is equal to 7% of your Reset GBA:
0.07 × $150,000 =	$10,500

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Appendix K: Example — Income Assurer Benefit Riders

INCOME ASSURER BENEFIT RIDERS
The following three optional Income Assurer Benefit riders were available under your contract if you purchased your contract prior to May 1, 2007. These riders are no longer available for purchase.

•	Income Assurer Benefit – MAV;

•	Income Assurer Benefit – 5% Accumulation Benefit Base; or

•	Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base.

The Income Assurer Benefit riders are intended to provide you with a guaranteed minimum income regardless of the volatility inherent in the investments in the subaccounts. The riders benchmark the contract growth at each anniversary against several comparison values and set the guaranteed income benefit base (described below) equal to the largest value. The guaranteed income benefit base, less any applicable premium tax, is the value we apply to the guaranteed annuity purchase rates stated in Table B of the contract to calculate the minimum annuity payouts you will receive if you exercise the rider. If the guaranteed income benefit base is greater than the contract value, the guaranteed income benefit base may provide a higher annuity payout level than is otherwise available. However, the riders use guaranteed annuity purchase rates which may result in annuity payouts that are less than those using the annuity purchase rates that we may apply at annuitization under the standard contract provisions. Therefore, the level of income provided by the riders may be less than the contract otherwise provides. If the annuity payouts through the standard contract provisions are more favorable than the payouts available through the riders, you will receive the higher standard payout option. The guaranteed income benefit base does not create contract value or guarantee the performance of any investment option.

The general information in this section applies to each Income Assurer Benefit rider.

Here are some general terms that are used to describe the Income Assurer Benefit riders in the sections below:

Guaranteed Income Benefit Base: The guaranteed income benefit base is the value that will be used to determine minimum annuity payouts when the rider is exercised. It is an amount we calculate, depending on the Income Assurer Benefit® rider you choose, that establishes a benefit floor. When the benefit floor amount is greater than the contract value, there may be a higher annuitization payout than if you annuitized your contract without the Income Assurer Benefit. Your annuitization payout will never be less than that provided by your contract value.

Excluded Investment Options: These investment options are listed in your contract under contract data and will include the Columbia Variable Portfolio – Cash Management Fund and, if available under your contract, the GPAs and/or the one-year fixed account. Excluded investment options are not used in the calculation of this riders’ variable account floor for the Income Assurer Benefit – 5% Accumulation Benefit Base and the Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base.

Excluded Payments: These are purchase payments and any purchase payment credits, paid in the last five years before exercise of the benefit which we reserve the right to exclude from the calculation of the guaranteed income benefit base.

Proportionate Adjustments for Partial Withdrawals: These are calculated as the product of (a) times (b) where:

(a)	is the ratio of the amount of the partial withdrawal (including any surrender charges or MVA) to the contract value on the date of (but prior to) the partial withdrawal; and

(b)	is the benefit on the date of (but prior to) the partial withdrawal.

Protected Investment Options: All investment options available under this contract that are not defined as Excluded Investment options under contract data are known as protected investment options for purposes of this rider and are used in the calculation of the variable account floor for the Income Assurer Benefit – 5% Accumulation Benefit Base and the Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base.

Waiting Period: This rider can only be exercised after the expiration of a 10-year waiting period. We reserve the right to restart the waiting period if you elect to change your PN investment option to one that causes the rider charge to increase.

The following are general provisions that apply to each Income Assurer Benefit:

Exercising the Rider
Rider exercise conditions are:

•	you may only exercise the Income Assurer Benefit rider within 30 days after any contract anniversary following the expiration of the waiting period;

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•	the annuitant on the annuitization start date must be between 50 to 86 years old; and

•	you can only take an annuity payment in one of the following annuity payout plans:

Plan A —	Life Annuity – No Refund;

Plan B —	Life Annuity with Ten or Twenty Years Certain;

Plan D —	Joint and Last Survivor Life Annuity – No Refund; Joint and Last Survivor Life Annuity with Twenty Years Certain; or

Plan E —	Twenty Years Certain.

After the expiration of the waiting period, the Income Assurer Benefit rider guarantees a minimum amount of fixed annuity lifetime income during annuitization or the option of variable annuity payouts with a guaranteed minimum initial payout or a combination of the two options.

If your contract value falls to zero as the result of adverse market performance or the deduction of fees and/or charges at any time, the contract and all its riders, including this rider, will terminate without value and no benefits will be paid on account of such termination. Exception: if you are still living, and the annuitant is between 50 and 86 years old, an amount equal to the guaranteed income benefit base will be paid to you under the annuity payout plan and frequency that you select, based upon the fixed or variable annuity payouts described above. The guaranteed income benefit base will be calculated and annuitization will occur at the following times.

•	If the contract value falls to zero during the waiting period, the guaranteed income benefit base will be calculated and annuitization will occur on the valuation date after the expiration of the waiting period, or when the annuitant attains age 50 if later.

•	If the contract value falls to zero after the waiting period, the guaranteed income benefit base will be calculated and annuitization will occur immediately, or when the annuitant attains age 50 if later.

Fixed annuity payouts under this rider will occur at the guaranteed annuity purchase rates based on the “2000 Individual Annuitant Mortality Table A” with 100% Projection Scale G and a 2.0% interest rate for contracts purchased on or after May 1, 2006 and if available in your state.(1) These are the same rates used in Table B of the contract (see “The Annuity Payout Period — Annuity Tables”). Your annuity payouts remain fixed for the lifetime of the annuity payout period.

First year variable annuity payouts are calculated in the same manner as fixed annuity payouts. Once calculated, your variable annuity payouts remain unchanged for the first year. After the first year, subsequent annuity payouts are variable and depend on the performance of the subaccounts you select. Variable annuity payouts after the first year are calculated using the following formula:

Pt–1 (1 + i) 1.05	= Pt

Pt–1	= prior annuity payout
Pt	= current annuity payout
i	= annualized subaccount performance

Each subsequent variable annuity payout could be more or less than the previous variable annuity payout if the subaccount investment performance is greater or less than the 5% assumed investment rate. If your subaccount performance equals 5%, your variable annuity payout will be unchanged from the previous variable annuity payout. If your subaccount performance is in excess of 5%, your variable annuity payout will increase from the previous variable annuity payout. If your subaccount investment performance is less than 5%, your variable annuity payout will decrease from the previous variable annuity payout.

(1)	For all other contracts, the guaranteed annuity purchase rates are based on the “1983 Individual Annuitant Mortality Table A” with 100% Projection Scale G and a 2.0% interest rate.

Terminating the Rider
Rider termination conditions are:

•	you may terminate the rider within 30 days following the first anniversary after the effective date of the rider;

•	you may terminate the rider any time after the expiration of the waiting period;

•	the rider will terminate on the date you make a full surrender from the contract, or on the annuitization start date, or on the date that a death benefit is payable; and

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•	the rider will terminate* 30 days following the contract anniversary after the annuitant’s 86th birthday.

•	when a beneficiary elects an alternative payment plan which is an inherited IRA, the rider will terminate.

*	The rider and annual fee terminate 30 days following the contract anniversary after the annuitant’s 86th birthday, however, if you exercise the Income Assurer Benefit rider before this time, your benefits will continue according to the annuity payout plan you have selected.

You may select one of the Income Assurer Benefit riders described below:

Income Assurer Benefit – MAV
The guaranteed income benefit base for the Income Assurer Benefit – MAV is the greater of these three values:

1.	contract value; or

2.	the total purchase payments and any purchase payment credits made to the contract minus proportionate adjustments for partial surrenders; or

3.	the maximum anniversary value.

Maximum Anniversary Value (MAV) — is zero prior to the first contract anniversary after the effective date of the rider. On the first contract anniversary after the effective date of the rider, we set the MAV as the greater of these two values:

(a)	current contract value; or

(b)	total payments and any purchase payment credits made to the contract minus proportionate adjustments for partial surrenders.

Thereafter, we increase the MAV by any additional purchase payments and any purchase payment credits and reduce the MAV by proportionate adjustments for partial surrenders. Every contract anniversary after that prior to the earlier of your or the annuitant’s 81st birthday, we compare the MAV to the current contract value and we reset the MAV to the higher amount.

If we exercise our right to not reflect excluded payments in the calculation of the guaranteed income benefit base, we will calculate the guaranteed income benefit base as the greatest of these three values:

1.	contract value less the market value adjusted excluded payments; or

2.	total purchase payments plus any purchase payment credits, less excluded payments, less proportionate adjustments for partial surrenders; or

3.	the MAV, less market value adjusted excluded payments.

Market Value Adjusted Excluded Payments are calculated as the sum of each excluded purchase payment and any purchase payment credit multiplied by the ratio of the current contract value over the estimated contract value on the anniversary prior to such purchase payment. The estimated contract value at such anniversary is calculated by assuming that payments, any credits, and partial surrenders occurring in a contract year take place at the beginning of the year for that anniversary and every year after that to the current contract year.

Income Assurer Benefit – 5% Accumulation Benefit Base
The guaranteed income benefit base for the Income Assurer Benefit – 5% Accumulation Benefit Base is the greater of these three values:

1.	contract value; or

2.	the total purchase payments and any purchase payment credits made to the contract minus proportionate adjustments for partial surrenders; or

3.	the 5% variable account floor.

5% Variable Account Floor – is equal to the contract value in the excluded investment options plus the variable account floor. The Income Assurer Benefit® 5% variable account floor is calculated differently and is not the same value as the death benefit 5% variable account floor.

The variable account floor is zero from the effective date of this rider and until the first contract anniversary after the effective date of this rider. On the first contract anniversary after the effective date of this rider the variable account floor is:

•	the total purchase payments and any purchase payment credits made to the protected investment options minus adjusted partial surrenders and transfers from the protected investment options; plus

•	an amount equal to 5% of your initial purchase payment and any purchase payment credit allocated to the protected investment options.

On any day after the first contract anniversary following the effective date of this rider, when you allocate additional purchase payments and purchase payment credits to or withdraw or transfer amounts from the protected investment options, we adjust

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the variable account floor by adding the additional purchase payment and any purchase payment credit and subtracting adjusted surrenders and adjusted transfers. On each subsequent contract anniversary after the first anniversary of the effective date of this rider, prior to the earlier of your or the annuitant’s 81st birthday, we increase the variable account floor by adding the amount (“roll-up amount”) equal to 5% of the prior contract anniversary’s variable account floor.

The amount of purchase payment and any purchase payment credits surrendered from or transferred between the excluded investment options and the protected investment options is calculated as (a) times (b) where:

(a)	is the amount of purchase payment and any purchase payment credits in the investment options being surrendered or transferred on the date of but prior to the current surrender or transfer; and

(b)	is the ratio of the amount of the transfer or surrender to the value in the investment options being surrendered or transferred on the date of (but prior to) the current surrender or transfer.

The roll-up amount prior to the first anniversary is zero. Also, the roll-up amount on every anniversary after the earlier of your or the annuitant’s 81st birthday is zero.

Adjusted surrenders and adjusted transfers for the variable account floor are equal to the amount of the surrender or transfer from the protected investment options as long as the sum of the surrenders and transfers from the protected investment options in a contract year do not exceed the roll-up amount from the prior contract anniversary.

If the current surrender or transfer from the protected investment options plus the sum of all prior surrenders and transfers made from the protected investment options in the current policy year exceeds the roll-up amount from the prior contract anniversary we will calculate the adjusted surrender or adjusted transfer for the variable account floor as the result of (a) plus [(b) times (c)] where:

(a)	is the roll-up amount from the prior contract anniversary less the sum of any surrenders and transfers made from the protected investment options in the current policy year but prior to the current surrender or transfer. However, (a) can not be less than zero; and

(b)	is the variable account floor on the date of (but prior to) the current surrender or transfer from the protected investment options less the value from (a); and

(c)	is the ratio of [the amount of the current surrender (including any surrender charges or MVA) or transfer from the protected investment options less the value from (a)] to [the total in the protected investment options on the date of (but prior to) the current withdrawal or transfer from the protected investment options less the value from (a)].

If we exercise our right to not reflect excluded payments in the calculation of the guaranteed income benefit base, we will calculate the guaranteed income benefit base as the greatest of these three values:

1.	contract value less the market value adjusted excluded payments (described above); or

2.	total purchase payments and any purchase payment credits, less excluded payments, less proportionate adjustments for partial surrenders; or

3.	the 5% variable account floor, less 5% adjusted excluded payments.

5% Adjusted Excluded Payments are calculated as the sum of each excluded payment and any credit accumulated at 5% for the number of full contract years they have been in the contract.

Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base
The guaranteed income benefit base for the Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base is the greater of these four values:

1.	the contract value;

2.	the total purchase payments and any purchase payment credits made to the contract minus proportionate adjustments for partial surrenders;

3.	the MAV (described above); or

4.	the 5% variable account floor (described above).

If we exercise our right to not reflect excluded payments in the calculation of the guaranteed income benefit base, we will calculate the guaranteed income benefit base as the greatest of:

1.	contract value less the market value adjusted excluded payments (described above);

2.	total purchase payments and any purchase payment credits, less excluded payments, less proportionate adjustments for partial surrenders;

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3.	the MAV, less market value adjusted excluded payments (described above); or

4.	the 5% Variable Account Floor, less 5% adjusted excluded payments (described above).

EXAMPLES OF THE INCOME ASSURER BENEFIT RIDERS
The purpose of these examples is to illustrate the operation of the Income Assurer Benefit Riders. The examples compare payouts available under the contract’s standard annuity payout provisions with annuity payouts available under the riders based on the same set of assumptions. The contract values shown are hypothetical and do not represent past or future performance. Actual contract values may be more or less than those shown and will depend on a number of factors, including but not limited to the investment experience of the subaccounts (referred to in the riders as “protected investment options”) and the fees and charges that apply to your contract.

For each of the riders, we provide two annuity payout plan comparisons based on the hypothetical contract values we have assumed. The first comparison assumes that you select annuity payout Plan B, Life Annuity with 10 Years Certain. The second comparison assumes that you select annuity payout Plan D, Joint and Last Survivor Annuity – No Refund.

Remember that the riders require you to choose a PN program investment option. The riders are intended to offer protection against market volatility in the subaccounts (protected investment options). Some PN program investment option include protected investment options and excluded investment options (Columbia Variable Portfolio – Cash Management Fund, and if available under the contract, GPAs and the one-year fixed account). Excluded investment options are not included in calculating the 5% variable account floor under the Income Assurer Benefit – 5% Accumulation Benefit Base rider and the Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base rider. Because the examples which follow are based on hypothetical contract values, they do not factor in differences in PN program investment options.

Assumptions:

•	You purchase the contract during the 2006 calendar year with a payment of $100,000; and

•	we immediately add a $3,000 purchase payment credit; and

•	you invest all contract value in the subaccounts (protected investment options); and

•	you make no additional purchase payments, partial surrenders or changes in PN program investment option; and

•	the annuitant is male and age 55 at contract issue; and

•	the joint annuitant is female and age 55 at contract issue.

Example — Income Assurer Benefit – MAV

Based on the above assumptions and taking into account fluctuations in contract value due to market conditions, we calculate the guaranteed income benefit base as:

	Assumed	Purchase	Maximum	Guaranteed
Contract	Contract	Payments	Anniversary	Income Benefit
Anniversary	Value	and Credits	Value (MAV)(1)	Base MAV(2)

1	$111,000	$103,000	$111,000	$111,000
2	129,000	103,000	129,000	129,000
3	136,000	103,000	136,000	136,000
4	155,000	103,000	155,000	155,000
5	87,000	103,000	155,000	155,000
6	124,000	103,000	155,000	155,000
7	143,000	103,000	155,000	155,000
8	157,000	103,000	157,000	157,000
9	144,000	103,000	157,000	157,000
10	179,000	103,000	179,000	179,000
11	145,000	103,000	179,000	179,000
12	152,000	103,000	179,000	179,000
13	214,000	103,000	214,000	214,000
14	204,000	103,000	214,000	214,000
15	209,000	103,000	214,000	214,000

(1)	The MAV is limited after age 81, but the guaranteed income benefit base may increase if the contract value increases.

(2)	The Guaranteed Income Benefit Base – MAV is a calculated number, not an amount that can be withdrawn. The Guaranteed Income Benefit Base – MAV does not create contract value or guarantee the performance of any investment option.

 156  RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS

Plan B – Life Annuity with 10 Years Certain
If you annuitize the contract within 30 days after the illustrated contract anniversary, the minimum monthly income payment under a fixed annuity option (which is the same for the first year of a variable annuity option) on Plan B – Life Annuity with 10 Years Certain would be:

	Standard Provisions			IAB – MAV Provisions

Contract		New Table(1)	Old Table(1)		New Table(1)	Old Table(1)
Anniversary	Assumed	Plan B – Life with	Plan B – Life with	IAB – MAV	Plan B – Life with	Plan B – Life with
at Exercise	Contract Value	10 Years Certain(2)	10 Years Certain(2)	Benefit Base	10 Years Certain(2)	10 Years Certain(2)

10	$179,000	$794.76	$796.55	$179,000	$794.76	$796.55
11	145,000	659.75	661.20	179,000	814.45	816.24
12	152,000	709.84	711.36	179,000	835.93	837.72
13	214,000	1,025.06	1,027.20	214,000	1,025.06	1,027.20
14	204,000	1,003.68	1,005.72	214,000	1,052.88	1,055.02
15	209,000	1,055.45	1,057.54	214,000	1,080.70	1,082.84

(1)	Effective May 1, 2006, we began calculating fixed annuity payments under this rider using the guaranteed annuity purchase rates based on the “2000 Individual Annuitant Mortality Table A” (New Table), subject to state approval. Previously, our calculations were based on the “1983 Individual Annuity Mortality Table A” (Old Table). If you purchased a contract prior to May 1, 2006, the references to Old Table apply to your contract. If you purchased a contract on or after May 1, 2006, the table used under rider depends on which state you live in. Ask your investment professional which version of the rider, if any, is available in your state.
(2)	The monthly annuity payments illustrated under the standard annuity payout provisions of the contract and for the riders are computed using the rates guaranteed in Table B of the contract. These are the minimum amounts that could be paid under the standard annuity payout provisions of the contract based on the above assumptions. Annuity payouts under the standard annuity payout provisions of the contract when based on our current annuity payout rates (which are generally higher than the rates guaranteed in Table B of the contract) may be greater than the annuity payouts under the riders, which are always based on the rates guaranteed in Table B of the contract. If the annuity payouts under the standard contract provisions are more favorable than the payouts available under the rider, you will receive the higher standard payout.

Plan D – Joint and Last Survivor Life Annuity – No Refund
If you annuitize the contract within 30 days after the illustrated contract anniversary, the minimum monthly income payment under a fixed annuity option (which is the same for the first year of a variable annuity option) on Plan D – Joint and Last Survivor Life Annuity – No Refund would be:

	Standard Provisions			IAB – MAV Provisions

Contract		New Table(1)	Old Table(1)		New Table(1)	Old Table(1)
Anniversary	Assumed	Plan D – Last	Plan B – Life with	IAB – MAV	Plan D – Last	Plan B – Life with
at Exercise	Contract Value	Survivor No Refund(2)	10 Years Certain(2)	Benefit Base	Survivor No Refund(2)	10 Years Certain(2)

10	$179,000	$647.98	$640.82	$179,000	$647.98	$640.82
11	145,000	536.50	530.70	179,000	662.30	655.14
12	152,000	574.56	568.48	179,000	676.62	669.46
13	214,000	830.32	819.62	214,000	830.32	819.62
14	204,000	809.88	801.72	214,000	849.58	841.02
15	209,000	850.63	842.27	214,000	870.98	862.42

(1)	Effective May 1, 2006, we began calculating fixed annuity payments under this rider using the guaranteed annuity purchase rates based on the “2000 Individual Annuitant Mortality Table A” (New Table), subject to state approval. Previously, our calculations were based on the “1983 Individual Annuity Mortality Table A” (Old Table). If you purchased a contract prior to May 1, 2006, the references to Old Table apply to your contract. If you purchased a contract on or after May 1, 2006, the table used under rider depends on which state you live in. Ask your investment professional which version of the rider, if any, is available in your state.
(2)	The monthly annuity payments illustrated under the standard annuity payout provisions of the contract and for the riders are computed using the rates guaranteed in Table B of the contract. These are the minimum amounts that could be paid under the standard annuity payout provisions of the contract based on the above assumptions. Annuity payouts under the standard annuity payout provisions of the contract when based on our current annuity payout rates (which are generally higher than the rates guaranteed in Table B of the contract) may be greater than the annuity payouts under the riders, which are always based on the rates guaranteed in Table B of the contract. If the annuity payouts under the standard contract provisions are more favorable than the payouts available under the rider, you will receive the higher standard payout.

NOTE: In the above examples, if you elected to begin receiving annuity payouts within 30 days after the 10th or the 13th contract anniversary, you would not benefit from the rider because the monthly annuity payout in these examples is the same as under the standard provisions of the contract. Because the examples are based on assumed contract values, not actual investment results, you should not conclude from the examples that the riders will provide higher payments more frequently than the standard provisions of the contract.

RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS 157

Example — Income Assurer Benefit – 5% Accumulation Benefit Base

Based on the above assumptions and taking into account fluctuations in contract value due to market conditions, we calculate the guaranteed income benefit base as:

				Guaranteed
				Income
	Assumed	Purchase		Benefit Base –
Contract	Contract	Payment	5% Accumulation	5% Accumulation
Anniversary	Value	and Credits	Benefit Base(1)	Benefit Base(2)

1	$111,000	$103,000	$108,150	$111,000
2	129,000	103,000	113,558	129,000
3	136,000	103,000	119,235	136,000
4	155,000	103,000	125,197	155,000
5	87,000	103,000	131,457	131,457
6	124,000	103,000	138,030	138,030
7	143,000	103,000	144,931	144,931
8	157,000	103,000	152,178	157,000
9	144,000	103,000	159,787	159,787
10	179,000	103,000	167,776	179,000
11	145,000	103,000	176,165	176,165
12	152,000	103,000	184,973	184,973
13	214,000	103,000	194,222	214,000
14	204,000	103,000	203,933	204,000
15	209,000	103,000	214,130	214,130

(1)	The 5% Accumulation Benefit Base value is limited after age 81, but the guaranteed income benefit base may increase if the contract value increases.
(2)	The Guaranteed Income Benefit Base – 5% Accumulation Benefit Base is a calculated number, not an amount that can be withdrawn. The Guaranteed Income Benefit Base – 5% Accumulation Benefit Base does not create contract value or guarantee the performance of any investment option.

Plan B – Life Annuity with 10 Years Certain
If you annuitize the contract within 30 days after the illustrated contract anniversary, the minimum monthly income payment under a fixed annuity option (which is the same for the first year of a variable annuity option) on Plan B – Life Annuity with 10 Years Certain would be:

	Standard Provisions			IAB – 5% RF Provisions

Contract		New Table(1)	Old Table(1)		New Table(1)	Old Table(1)
Anniversary	Assumed	Plan B – Life with	Plan B – Life with	IAB – 5% RF	Plan B – Life with	Plan B – Life with
at Exercise	Contract Value	10 Years Certain(2)	10 Years Certain(2)	Benefit Base	10 Years Certain(2)	10 Years Certain(2)

10	$179,000	$794.76	$796.55	$179,000	$794.76	$796.55
11	145,000	659.75	661.20	176,165	801.55	803.31
12	152,000	709.84	711.36	184,973	863.82	865.67
13	214,000	1,025.06	1,027.20	214,000	1,025.06	1,027.20
14	204,000	1,003.68	1,005.72	204,000	1,003.68	1,005.72
15	209,000	1,055.45	1,057.54	214,130	1,081.35	1,083.50

(1)	Effective May 1, 2006, we began calculating fixed annuity payments under this rider using the guaranteed annuity purchase rates based on the “2000 Individual Annuitant Mortality Table A” (New Table), subject to state approval. Previously, our calculations were based on the “1983 Individual Annuity Mortality Table A” (Old Table). If you purchased a contract prior to May 1, 2006, the references to Old Table apply to your contract. If you purchased a contract on or after May 1, 2006, the table used under rider depends on which state you live in. Ask your investment professional which version of the rider, if any, is available in your state.
(2)	The monthly annuity payments illustrated under the standard annuity payout provisions of the contract and for the riders are computed using the rates guaranteed in Table B of the contract. These are the minimum amounts that could be paid under the standard annuity payout provisions of the contract based on the above assumptions. Annuity payouts under the standard annuity payout provisions of the contract when based on our current annuity payout rates (which are generally higher than the rates guaranteed in Table B of the contract) may be greater than the annuity payouts under the riders, which are always based on the rates guaranteed in Table B of the contract. If the annuity payouts under the standard contract provisions are more favorable than the payouts available under the rider, you will receive the higher standard payout.

 158  RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS

Plan D – Joint and Last Survivor Life Annuity – No Refund
If you annuitize the contract within 30 days after the illustrated contract anniversary, the minimum monthly income payment under a fixed annuity option (which is the same for the first year of a variable annuity option) on Plan D – Joint and Last Survivor Life Annuity – No Refund would be:

	Standard Provisions			IAB – 5% RF Provisions

Contract		New Table(1)	Old Table(1)		New Table(1)	Old Table(1)
Anniversary	Assumed	Plan D – Last	Plan B – Life with	IAB – 5% RF	Plan D – Last	Plan B – Life with
at Exercise	Contract Value	Survivor No Refund(2)	10 Years Certain(2)	Benefit Base	Survivor No Refund(2)	10 Years Certain(2)

10	$179,000	$647.98	$640.82	$179,000	$647.98	$640.82
11	145,000	536.50	530.70	176,165	651.81	644.76
12	152,000	574.56	568.48	184,973	699.20	691.80
13	214,000	830.32	819.62	214,000	830.32	819.62
14	204,000	809.88	801.72	204,000	809.88	801.72
15	209,000	850.63	842.27	214,130	871.51	862.94

(1)	Effective May 1, 2006, we began calculating fixed annuity payments under this rider using the guaranteed annuity purchase rates based on the “2000 Individual Annuitant Mortality Table A” (New Table), subject to state approval. Previously, our calculations were based on the “1983 Individual Annuity Mortality Table A” (Old Table). If you purchased a contract prior to May 1, 2006, the references to Old Table apply to your contract. If you purchased a contract on or after May 1, 2006, the table used under rider depends on which state you live in. Ask your investment professional which version of the rider, if any, is available in your state.
(2)	The monthly annuity payments illustrated under the standard annuity payout provisions of the contract and for the riders are computed using the rates guaranteed in Table B of the contract. These are the minimum amounts that could be paid under the standard annuity payout provisions of the contract based on the above assumptions. Annuity payouts under the standard annuity payout provisions of the contract when based on our current annuity payout rates (which are generally higher than the rates guaranteed in Table B of the contract) may be greater than the annuity payouts under the riders, which are always based on the rates guaranteed in Table B of the contract. If the annuity payouts under the standard contract provisions are more favorable than the payouts available under the rider, you will receive the higher standard payout.

NOTE: In the above examples, if you elected to begin receiving annuity payouts within 30 days after the 10th, 13th or the 14th contract anniversary, you would not benefit from the rider because the monthly annuity payout in these examples is the same as under the standard provisions of the contract. Because the examples are based on assumed contract values, not actual investment results, you should not conclude from the examples that the riders will provide higher payments more frequently than the standard provisions of the contract.

Example — Income Assurer Benefit – Greater of MAV or 5% Accumulation Benefit Base

Based on the above assumptions and taking into account fluctuations in contract value due to market conditions, we calculate the guaranteed income benefit base as:

					Guaranteed
					Income
					Benefit Base –
					Greater of
	Assumed	Purchase	Maximum		MAV or 5%
Contract	Contract	Payments	Anniversary	5% Accumulation	Accumulation
Anniversary	Value	and Credits	Value(1)	Benefit Base(1)	Benefit Base(2)

1	$111,000	$103,000	$111,000	$108,150	$111,000
2	129,000	103,000	129,000	113,558	129,000
3	136,000	103,000	136,000	119,235	136,000
4	155,000	103,000	155,000	125,197	155,000
5	87,000	103,000	155,000	131,457	155,000
6	124,000	103,000	155,000	138,030	155,000
7	143,000	103,000	155,000	144,931	155,000
8	157,000	103,000	157,000	152,178	157,000
9	144,000	103,000	157,000	159,787	159,787
10	179,000	103,000	179,000	167,776	179,000
11	145,000	103,000	179,000	176,165	179,000
12	152,000	103,000	179,000	184,973	184,973
13	214,000	103,000	214,000	194,222	214,000
14	204,000	103,000	214,000	203,933	214,000
15	209,000	103,000	214,000	214,130	214,130

(1)	The MAV and 5% Accumulation Benefit Base are limited after age 81, but the guaranteed income benefit base may increase if the contract value increases.
(2)	The Guaranteed Income Benefit Base – Greater of MAV or 5% Accumulation Benefit Base is a calculated number, not an amount that can be surrendered. The Guaranteed Income Benefit Base – Greater of MAV or 5% Accumulation Benefit Base does not create contract value or guarantee the performance of any investment option.

RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS 159

Plan B – Life Annuity with 10 Years Certain
If you annuitize the contract within 30 days after the illustrated contract anniversary, the minimum monthly income payment under a fixed annuity option (which is the same for the first year of a variable annuity option) on Plan B – Life Annuity with 10 Years Certain would be:

	Standard Provisions			IAB – Max Provisions

Contract		New Table(1)	Old Table(1)		New Table(1)	Old Table(1)
Anniversary	Assumed	Plan B – Life with	Plan B – Life with	IAB – Max	Plan B – Life with	Plan B – Life with
at Exercise	Contract Value	10 Years Certain(2)	10 Years Certain(2)	Benefit Base	10 Years Certain(2)	10 Years Certain(2)

10	$179,000	$794.76	$796.55	$179,000	$794.76	$796.55
11	145,000	659.75	661.20	179,000	814.45	816.24
12	152,000	709.84	711.36	184,973	863.82	865.67
13	214,000	1,025.06	1,027.20	214,000	1,025.06	1,027.20
14	204,000	1,003.68	1,005.72	214,000	1,052.88	1,055.02
15	209,000	1,055.45	1,057.54	214,130	1,081.35	1,083.50

(1)	Effective May 1, 2006, we began calculating fixed annuity payments under this rider using the guaranteed annuity purchase rates based on the “2000 Individual Annuitant Mortality Table A” (New Table), subject to state approval. Previously, our calculations were based on the “1983 Individual Annuity Mortality Table A” (Old Table). If you purchased a contract prior to May 1, 2006, the references to Old Table apply to your contract. If you purchased a contract on or after May 1, 2006, the table used under rider depends on which state you live in. Ask your investment professional which version of the rider, if any, is available in your state.
(2)	The monthly annuity payments illustrated under the standard annuity payout provisions of the contract and for the riders are computed using the rates guaranteed in Table B of the contract. These are the minimum amounts that could be paid under the standard annuity payout provisions of the contract based on the above assumptions. Annuity payouts under the standard annuity payout provisions of the contract when based on our current annuity payout rates (which are generally higher than the rates guaranteed in Table B of the contract) may be greater than the annuity payouts under the riders, which are always based on the rates guaranteed in Table B of the contract. If the annuity payouts under the standard contract provisions are more favorable than the payouts available under the rider, you will receive the higher standard payout.

Plan D – Joint and Last Survivor Life Annuity – No Refund
If you annuitize the contract within 30 days after the illustrated contract anniversary, the minimum monthly income payment under a fixed annuity option (which is the same for the first year of a variable annuity option) on Plan D – Joint and Last Survivor Life Annuity – No Refund would be:

	Standard Provisions			IAB – Max Provisions

Contract		New Table(1)	Old Table(1)		New Table(1)	Old Table(1)
Anniversary	Assumed	Plan B – Life with	Plan B – Life with	IAB – Max	Plan B – Life with	Plan B – Life with
at Exercise	Contract Value	10 Years Certain(2)	10 Years Certain(2)	Benefit Base	10 Years Certain(2)	10 Years Certain(2)

10	$179,000	$647.98	$640.82	$179,000	$647.98	$640.82
11	145,000	536.50	530.70	179,000	662.30	655.14
12	152,000	574.56	568.48	184,973	699.20	691.80
13	214,000	830.32	819.62	214,000	830.32	819.62
14	204,000	809.88	801.72	214,000	849.58	841.02
15	209,000	850.63	842.27	214,130	871.51	862.94

(1)	Effective May 1, 2006, we began calculating fixed annuity payments under this rider using the guaranteed annuity purchase rates based on the “2000 Individual Annuitant Mortality Table A” (New Table), subject to state approval. Previously, our calculations were based on the “1983 Individual Annuity Mortality Table A” (Old Table). If you purchased a contract prior to May 1, 2006, the references to Old Table apply to your contract. If you purchased a contract on or after May 1, 2006, the table used under rider depends on which state you live in. Ask your investment professional which version of the rider, if any, is available in your state.
(2)	The monthly annuity payments illustrated under the standard annuity payout provisions of the contract and for the riders are computed using the rates guaranteed in Table B of the contract. These are the minimum amounts that could be paid under the standard annuity payout provisions of the contract based on the above assumptions. Annuity payouts under the standard annuity payout provisions of the contract when based on our current annuity payout rates (which are generally higher than the rates guaranteed in Table B of the contract) may be greater than the annuity payouts under the riders, which are always based on the rates guaranteed in Table B of the contract. If the annuity payouts under the standard contract provisions are more favorable than the payouts available under the rider, you will receive the higher standard payout.

NOTE: In the above examples, if you elected to begin receiving annuity payouts within 30 days after the 10th or the 13th contract anniversary, you would not benefit from the rider because the monthly annuity payout in these examples is the same as under the standard provisions of the contract. Because the examples are based on assumed contract values, not actual investment results, you should not conclude from the examples that the riders will provide higher payments more frequently than the standard provisions of the contract.

 160  RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS

Appendix L: Example — Accumulation Protector Benefit Rider

The following example shows how the Accumulation Protector Benefit rider works based on hypothetical values. It is not intended to depict investment performance of the contract.

The example assumes:

•	You purchase the contract (with the Accumulation Protector Benefit rider) with a payment of $100,000. No purchase payment credit applies.

•	You make no additional purchase payments.

•	You do not exercise the elective step-up option.

					100,000
	Partial Surrender	MCAV		Initial payment	Hypothetical
End of Contract	(beginning of	Adjustment for		Accumulation	Assumed
Year	year)	Partial Surrender	MCAV	Benefit Amount	Contract Value

1	$0	$0	$100,000	$0	$112,000

2	0	0	102,400	0	128,000

3	0	0	108,000	0	135,000

4	0	0	108,000	0	125,000

5	0	0	108,000	0	110,000

6	2,000	1,964	106,036	0	122,000

7	0	0	112,000	0	140,000

8	0	0	112,000	0	121,000

9	5,000	4,628	107,372	0	98,000

10	0	0	107,372	22,372	85,000

RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS 161

Appendix M: SecureSource Rider Disclosure

SECURESOURCE RIDERS
There are two optional SecureSource riders available under your contract:

•	SecureSource – Single Life; or

•	SecureSource – Joint Life.

The information in this section applies to both SecureSource riders, unless otherwise noted.

The SecureSource – Single Life rider covers one person. The SecureSource – Joint Life Rider covers two spouses jointly who are named at contract issue. You may elect only the SecureSource – Single Life rider or the SecureSource – Joint Life rider, not both, and you may not switch riders later. You must elect the rider when you purchase your contract. The rider effective date will be the contract issue date.

The SecureSource rider is an optional benefit that you may select for an additional annual charge if:

•	your contract application was signed on or after May 1, 2007; and

•	Single Life: you and the annuitant are 80 or younger on the date the contract is issued; or

•	Joint Life: you and your spouse are 80 or younger on the date the contract is issued.

The SecureSource rider is not available under an inherited qualified annuity.

The SecureSource rider guarantees (unless the rider is terminated. See “Rider Termination” heading below.) that regardless of the investment performance of your contract you will be able to withdraw up to a certain amount each year from the contract before the annuity payouts begin until:

•	Single Life: you have recovered at minimum all of your purchase payments or, if later, until death (see “At Death” heading below) — even if the contract value is zero.

•	Joint Life: you have recovered at minimum all of your purchase payments or, if later, until the death of the last surviving covered spouse (see “Joint Life only: Covered Spouses” and “At Death” headings below), even if the contract value is zero.

For the purpose of this rider, the term “withdrawal” is equal to the term “surrender” in the contract or any riders. Withdrawals will adjust contract values and benefits in the same manner as surrenders.

The SecureSource rider may be appropriate for you if you intend to make periodic withdrawals from your annuity contract and wish to ensure that market performance will not adversely affect your ability to withdraw your principal over time.

Under the terms of the SecureSource rider, the calculation of the amount which can be withdrawn in each contract year varies depending on several factors, including but not limited to the waiting period (see “Waiting period” heading below) and whether or not the lifetime withdrawal benefit has become effective:

(1)	The basic withdrawal benefit gives you the right to take limited withdrawals in each contract year and guarantees that over time the withdrawals will total an amount equal to, at minimum, your purchase payments (unless the rider is terminated. See “Rider Termination” heading below). Key terms associated with the basic withdrawal benefit are “Guaranteed Benefit Payment (GBP)”, “Remaining Benefit Payment (RBP)”, “Guaranteed Benefit Amount (GBA)” and “Remaining Benefit Amount (RBA).” See these headings below for more information.

(2)	The lifetime withdrawal benefit gives you the right, under certain limited circumstances defined in the rider, to take limited withdrawals until the later of:

•	Single Life: death (see “At Death” heading below) or until the RBA (under the basic withdrawal benefit) is reduced to zero (unless the rider is terminated. See “Rider Termination” heading below);

•	Joint Life: death of the last surviving covered spouse (see “At Death” heading below) or until the RBA (under the basic withdrawal benefit) is reduced to zero (unless the rider is terminated. See “Rider Termination” heading below).

Key terms associated with the lifetime withdrawal benefit are “Annual Lifetime Payment (ALP)”, “Remaining Annual Lifetime Payment (RALP)”, “Single Life only: Covered Person”, “Joint Life only: Covered Spouses” and “Annual Lifetime Payment Attained Age (ALPAA).” See these headings below for more information.

Only the basic withdrawal benefit will be in effect prior to the date that the lifetime withdrawal benefit becomes effective. The lifetime withdrawal benefit becomes effective automatically on the rider anniversary date after the:

•	Single Life: covered person reaches age 65, or the rider effective date if the covered person is age 65 or older on the rider effective date (see “Annual Lifetime Payment Attained Age (ALPAA)” heading below);

 162  RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS

•	Joint Life: younger covered spouse reaches age 65, or the rider effective date if the younger covered spouse is age 65 or older on the rider effective date (see “Annual Lifetime Payment Attained Age (ALPAA)” and “Annual Lifetime Payments (ALP)” headings below).

Provided annuity payouts have not begun, the SecureSource rider guarantees that you may take the following withdrawal amounts each contract year:

•	Before the establishment of the ALP, the rider guarantees that each year you have the option to cumulatively withdraw an amount equal to the value of the RBP at the beginning of the contract year;

•	After the establishment of the ALP, the rider guarantees that each year you have the option to cumulatively withdraw an amount equal to the value of the RALP or the RBP at the beginning of the contract year, but the rider does not guarantee withdrawal of the sum of both the RALP and the RBP in a contract year.

If you withdraw less than the allowed withdrawal amount in a contract year, the unused portion cannot be carried over to the next contract year. As long as your withdrawals in each contract year do not exceed the annual withdrawal amount allowed under the rider:

•	Single Life: and there has not been a contract ownership change or spousal continuation of the contract, the guaranteed amounts available for withdrawal will not decrease;

•	Joint Life: the guaranteed amounts available for withdrawal will not decrease.

If you withdraw more than the allowed withdrawal amount in a contract year, we call this an “excess withdrawal” under the rider. Excess withdrawals trigger an adjustment of a benefit’s guaranteed amount, which may cause it to be reduced (see “GBA Excess Withdrawal Processing,” “RBA Excess Withdrawal Processing,” and “ALP Excess Withdrawal Processing” headings below).

Please note that basic withdrawal benefit and lifetime withdrawal benefit each has its own definition of the allowed annual withdrawal amount. Therefore a withdrawal may be considered an excess withdrawal for purposes of the lifetime withdrawal benefit only, the basic withdrawal benefit only, or both.

If your withdrawals exceed the greater of the RBP or the RALP, surrender charges under the terms of the contract may apply (see “Charges — Surrender Charges”). The amount we actually deduct from your contract value will be the amount you request plus any applicable surrender charge. Market value adjustments, if applicable, will also be made (see “Guarantee Period Accounts (GPAs) — Market Value Adjustment”). We pay you the amount you request. Any withdrawals you take under the contract will reduce the value of the death benefits (see “Benefits in Case of Death”). Upon full withdrawal of the contract, you will receive the remaining contract value less any applicable charges (see “Making the Most of Your Contract — Surrenders”).

The rider’s guaranteed amounts can be increased at the specified intervals if your contract value has increased. An annual step up feature is available at each contract anniversary, subject to certain conditions, and may be applied automatically to your contract or may require you to elect the step up (see “Annual Step Up” heading below). If you exercise the annual step up election, the spousal continuation step up election (see “Spousal Continuation Step Up” heading below) or change your Portfolio Navigator model portfolio, the rider charge may change (see “Charges”).

If you take withdrawals during the waiting period, any prior steps ups applied will be reversed and step ups will not be available until the end of the waiting period. You may take withdrawals after the waiting period without reversal of prior step ups.

You should consider whether a SecureSource rider is appropriate for you because:

•	Lifetime Withdrawal Benefit Limitations: The lifetime withdrawal benefit is subject to certain limitations, including but not limited to:

(a)	Single Life: Once the contract value equals zero, payments are made for as long as the oldest owner or annuitant is living (see “If Contract Value Reduces to Zero” heading below). However, if the contract value is greater than zero, the lifetime withdrawal benefit terminates at the first death of any owner or annuitant except as otherwise provided below (see “At Death” heading below). Therefore, if there are multiple contract owners or the annuitant is not an owner, the rider may terminate or the lifetime withdrawal benefit may be reduced. This possibility may present itself when:

(i)	There are multiple contract owners — when one of the contract owners dies the benefit terminates even though other contract owners are still living (except if the contract is continued under the spousal continuation provision of the contact); or

(ii)	The owner and the annuitant are not the same persons — if the annuitant dies before the owner, the benefit terminates even though the owner is still living. This could happen, for example, when the owner is younger than the annuitant. This risk increases as the age difference between owner and annuitant increases.

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Joint Life: Once the contract value equals zero, payments are made for as long as either covered spouse is living (see “If Contract Value Reduces to Zero” heading below). However, if the contract value is greater than zero, the lifetime withdrawal benefit terminates at the death of the last surviving covered spouse (see “At Death” heading below).

(b)	Excess withdrawals can reduce the ALP to zero even though the GBA, RBA, GBP and/or RBP values are greater than zero. If the both the ALP and the contract value are zero, the lifetime withdrawal benefit will terminate.

(c)	When the lifetime withdrawal benefit is first established, the initial ALP is based on

(i)	Single Life: the basic withdrawal benefit’s RBA at that time (see “Annual Lifetime Payment (ALP)” heading below), unless there has been a spousal continuation or ownership change; or

(ii)	Joint Life: the basic withdrawal benefit’s RBA at that time (see “Annual Lifetime Payment (ALP)” heading below).

Any withdrawal you take before the ALP is established reduces the RBA and therefore may result in a lower amount of lifetime withdrawals you are allowed to take.

(d)	Withdrawals can reduce both the contract value and the RBA to zero prior to the establishment of the ALP. If this happens, the contract and the rider will terminate.

•	Use of Portfolio Navigator Program Required: You must be invested in one of the available PN program investment options of the PN program. This requirement limits your choice of investments. This means you will not be able to allocate contract value to all of the subaccounts, GPAs or the one-year fixed account that are available under the contract to contract owners who do not elect the rider. (See “Making the Most of Your Contract — Portfolio Navigator Program.”) You may allocate qualifying purchase payments and purchase payment credits to the DCA fixed account, when available (see “DCA Fixed Account”), and we will make monthly transfers into the investment option you have chosen. You may make two elective investment option changes per contract year; we reserve the right to limit elective investment option changes if required to comply with the written instructions of a fund (see “Market Timing”).

You can allocate your contract value to any available investment option during the following times: (1) prior to your first withdrawal and (2) following a benefit reset as described below but prior to any subsequent withdrawal. During these accumulation phases, you may request to change your investment option to any available investment option.

Immediately following a withdrawal your contract value will be reallocated to the target investment option as shown in your contract if your current investment option is more aggressive than the target investment option. If you are in a static model portfolio, this reallocation will be made to the applicable fund of funds investment option. This automatic reallocation is not included in the total number of allowed investment option changes per contract year and will not cause your rider fee to increase. The target investment option is currently the Moderate investment option. We reserve the right to change the target investment option to an investment option that is more aggressive than the current target investment option after 30 days written notice.

After you have taken a withdrawal and prior to any benefit reset as described below, you are in a withdrawal phase. During withdrawal phases you may request to change your investment option to the target investment option or any investment option that is more conservative than the target investment option without a benefit reset as described below. If you are in a withdrawal phase and you choose to allocate your contract value to an investment option that is more aggressive than the target investment option, your rider benefit will be reset as follows:

(a)	the total GBA will be reset to the lesser of its current value or the contract value; and

(b)	the total RBA will be reset to the lesser of its current value or the contract value; and

(c)	the ALP, if established, will be reset to the lesser of its current value or 6% of the contract value; and

(d)	the GBP will be recalculated as described below, based on the reset GBA and RBA; and

(e)	the RBP will be recalculated as the reset GBP less all prior withdrawals made during the current contract year, but not be less than zero; and

(f)	the RALP will be recalculated as the reset ALP less all prior withdrawals made during the current contract year, but not be less than zero.

You may request to change your investment option by written request on an authorized form or by another method agreed to by us.

•	Limitations on Purchase of Other Riders under your Contract: You may elect only the SecureSource – Single Life rider or the SecureSource – Joint Life rider. If you elect the SecureSource rider, you may not elect the Accumulation Protector Benefit rider.

•	Non-Cancelable: Once elected, the SecureSource rider may not be cancelled (except as provided under “Rider Termination” heading below) and the fee will continue to be deducted until the contract or rider is terminated or the contract value reduces to zero (described below). Dissolution of marriage does not terminate the SecureSource – Joint Life rider and will not reduce the fee we charge for this rider. The benefit under the SecureSource – Joint Life rider continues for the covered

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spouse who is the owner of the contract (or annuitant in the case of nonnatural ownership). The rider will terminate at the death of the contract owner (or annuitant in the case of nonnatural ownership) because the original spouse will be unable to elect the spousal continuation provision of the contract (see “Joint Life only: Covered Spouses” below).

•	Joint Life: Limitations on Contract Owners, Annuitants and Beneficiaries: Since the joint life benefit will terminate unless the surviving covered spouse continues the contract under the spousal continuation provision of the contract upon the owner’s death, only ownership arrangements that permit such continuation are allowed at rider issue. In general, the covered spouses should be joint owners, or one covered spouse should be the owner and the other covered spouse should be named as the sole primary beneficiary. For non-natural ownership arrangements that allow for spousal continuation one covered spouse should be the annuitant and the other covered spouse should be the sole primary beneficiary. For revocable trust ownerships, the grantor of the trust must be the annuitant and the beneficiary must either be the annuitant’s spouse or a trust that names the annuitant’s spouse as the sole primary beneficiary. You are responsible for establishing ownership arrangements that will allow for spousal continuation.

If you select the SecureSource – Joint Life rider, please consider carefully whether or not you wish to change the beneficiary of your annuity contract. The rider will terminate if the surviving covered spouse can not utilize the spousal continuation provision of the contract when the death benefit is payable.

•	Limitations on Purchase Payments: We reserve the right to limit the cumulative amount of purchase payments, subject to state restrictions. For current purchase payment restrictions, please see “Buying Your Contract — Purchase Payments”.

•	Interaction with Total Free Amount (FA) contract provision: The FA is the amount you are allowed to withdraw from the contract in each contract year without incurring a surrender charge (see “Charges — Surrender Charge”). The FA may be greater than the RBP or RALP under this rider. Any amount you withdraw under the contract’s FA provision that exceeds the RBP or RALP is subject to the excess withdrawal processing described below for the GBA, RBA and ALP.

You should consult your tax advisor before you select this optional rider if you have any questions about the use of the rider in your tax situation because:

•	Tax Considerations for Nonqualified Annuities: Under current federal income tax law, withdrawals under nonqualified annuities, including withdrawals taken from the contract under the terms of the rider, are treated less favorably than amounts received as annuity payments under the contract (see “Taxes — Nonqualified Annuities”). Withdrawals are taxable income to the extent of earnings. Withdrawals of earnings before age 59 1/2 may also incur a 10% IRS early withdrawal penalty. You should consult your tax advisor before you select this optional rider if you have any questions about the use of the rider in your tax situation.

•	Tax Considerations for Qualified Annuities: Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract (see “Taxes — Qualified Annuities — Required Minimum Distributions”). If you have a qualified annuity, you may need to take an RMD that exceeds the guaranteed amount of withdrawal available under the rider and such withdrawals may reduce future benefits guaranteed under the rider. While the rider permits certain excess withdrawals to be made for the purpose of satisfying RMD requirements for your contract alone without reducing future benefits guaranteed under the rider, there can be no guarantee that changes in the federal income tax law after the effective date of the rider will not require a larger RMD to be taken, in which case, future guaranteed withdrawals under the rider could be reduced. See Appendix E for additional information.

•	Treatment of Civil Unions and Domestic Partners: The Federal Defense of Marriage Act (“DOMA”) does not recognize same-sex marriages or civil unions, even if permitted under applicable state law. As a result, a beneficiary of a deceased owner who was treated as married to the owner under state law and for purposes of this rider, but whose marriage is not recognized under DOMA, will be required to take distributions from the contract in the manner applicable to non-spouse beneficiaries. In some circumstances, these required distributions could substantially reduce or eliminate the value of the rider. See “Taxes — Other — Spousal status.”

•	Limitations on TSAs: Your right to take withdrawals is restricted if your contract is a TSA (see “TSA — Special Provisions”).

Key terms and provisions of the SecureSource rider are described below:
Withdrawal: The amount by which your contract value is reduced as a result of any withdrawal request. It may differ from the amount of your request due to any surrender charge and any market value adjustment.

Waiting period: Any period of time starting on the rider effective date during which the annual step up is not available if you take withdrawals. Currently, there is no waiting period. For contracts purchased prior to June 1, 2008, the waiting period is three years.

Guaranteed Benefit Amount (GBA): The total cumulative withdrawals guaranteed by the rider under the basic withdrawal benefit. The maximum GBA is $5,000,000. The GBA cannot be withdrawn and is not payable as a death benefit. It is an

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interim value used to calculate the amount available for withdrawals each year under the basic withdrawal benefit (see “Guaranteed Benefit Payment” below). At any time, the total GBA is the sum of the individual GBAs associated with each purchase payment.

The GBA is determined at the following times, calculated as described:

•	At contract issue — the GBA is equal to the initial purchase payment.

•	When you make additional purchase payments — each additional purchase payment has its own GBA equal to the amount of the purchase payment.

•	At step up — (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

•	When an individual RBA is reduced to zero — the GBA that is associated with that RBA will also be set to zero.

•	When you make a withdrawal during the waiting period and after a step up — Any prior annual step ups will be reversed. Step up reversal means that the GBA associated with each purchase payment will be reset to the amount of that purchase payment. The step up reversal will only happen once during the waiting period, when the first withdrawal is made.

•	When you make a withdrawal at any time and the amount withdrawn is:

(a)	less than or equal to the total RBP — the GBA remains unchanged. If there have been multiple purchase payments, both the total GBA and each payment’s GBA remain unchanged.

(b)	is greater than the total RBP — GBA excess withdrawal processing will be applied to the GBA. If the withdrawal is made during the waiting period, the excess withdrawal processing is applied AFTER any previously applied annual step ups have been reversed.

GBA EXCESS WITHDRAWAL PROCESSING
The total GBA will automatically be reset to the lesser of (a) the total GBA immediately prior to the withdrawal; or (b) the contract value immediately following the withdrawal. If there have been multiple purchase payments, each payment’s GBA after the withdrawal will be reset to equal that payment’s RBA after the withdrawal plus (a) times (b), where:

(a)	is the ratio of the total GBA after the withdrawal less the total RBA after the withdrawal to the total GBA before the withdrawal less the total RBA after the withdrawal; and

(b)	is each payment’s GBA before the withdrawal less that payment’s RBA after the withdrawal.

Remaining Benefit Amount (RBA): Each withdrawal you make reduces the amount that is guaranteed by the rider as future withdrawals. At any point in time, the RBA equals the amount of GBA that remains available for withdrawals for the remainder of the contract’s life, and total RBA is the sum of the individual RBAs associated with each purchase payment. The maximum RBA is $5,000,000.

The RBA is determined at the following times, calculated as described:

•	At contract issue — the RBA is equal to the initial purchase payment plus any purchase payment credit.

•	When you make additional purchase payments — each additional purchase payment has its own RBA initially set equal to that payment’s GBA (the amount of the purchase payment plus any purchase payment credit).

•	At step up — (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

•	When you make a withdrawal during the waiting period and after a step up — Any prior annual step ups will be reversed. Step up reversal means that the RBA associated with each purchase payment will be reset to the amount of that purchase payment plus any purchase payment credit. The step up reversal will only happen once during the waiting period, when the first withdrawal is made.

•	When you make a withdrawal at any time and the amount withdrawn is:

(a)	less than or equal to the total RBP — the total RBA is reduced by the amount of the withdrawal. If there have been multiple purchase payments, each payment’s RBA is reduced in proportion to its RBP.

(b)	is greater than the total RBP — RBA excess withdrawal processing will be applied to the RBA. If the withdrawal is made during the waiting period, the excess withdrawal processing is applied AFTER any previously applied annual step ups have been reversed.

RBA EXCESS WITHDRAWAL PROCESSING
The total RBA will automatically be reset to the lesser of (a) the contract value immediately following the withdrawal, or (b) the total RBA immediately prior to the withdrawal, less the amount of the withdrawal.

If there have been multiple purchase payments, both the total RBA and each payment’s RBA will be reset. The total RBA will be reset according to the excess withdrawal processing described above. Each payment’s RBA will be reset in the following manner:

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1.	The withdrawal amount up to the total RBP is taken out of each RBA bucket in proportion to its individual RBP at the time of the withdrawal; and

2.	The withdrawal amount above the total RBP and any amount determined by the excess withdrawal processing are taken out of each RBA bucket in proportion to its RBA at the time of the withdrawal.

Guaranteed Benefit Payment (GBP): At any time, the amount available for withdrawal in each contract year after the waiting period, until the RBA is reduced to zero, under the basic withdrawal benefit. At any point in time, each purchase payment has its own GBP, which is equal to the lesser of that payment’s RBA or 7% of that payment’s GBA, and the total GBP is the sum of the individual GBPs.

During the waiting period, the guaranteed annual withdrawal amount may be less than the GBP due to the limitations the waiting period imposes on your ability to utilize both annual step-ups and withdrawals (see “Waiting Period” heading above). The guaranteed annual withdrawal amount during the waiting period is equal to the value of the RBP at the beginning of the contract year.

The GBP is determined at the following times, calculated as described:

•	At contract issue — the GBP is established as 7% of the GBA value.

•	At each contract anniversary — each payment’s GBP is reset to the lesser of that payment’s RBA or 7% of that payment’s GBA value.

•	When you make additional purchase payments — each additional purchase payment has its own GBP equal to 7% of the purchase payment amount plus any purchase payment credit.

•	At step up — (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

•	When an individual RBA is reduced to zero — the GBP associated with that RBA will also be reset to zero.

•	When you make a withdrawal during the waiting period and after a step up — Any prior annual step ups will be reversed. Step up reversal means that the GBA and the RBA associated with each purchase payment will be reset to the amount of that purchase payment plus any purchase payment credit. Each payment’s GBP will be reset to 7% of that purchase payment plus any purchase payment credit. The step up reversal will only happen once during the waiting period, when the first withdrawal is made.

•	When you make a withdrawal at any time and the amount withdrawn is:

(a)	less than or equal to the total RBP — the GBP remains unchanged.

(b)	is greater than the total RBP — each payment’s GBP is reset to the lesser of that payment’s RBA or 7% of that payment’s GBA value, based on the RBA and GBA after the withdrawal. If the withdrawal is made during the waiting period, the excess withdrawal processing is applied AFTER any previously applied annual step ups have been reversed.

Remaining Benefit Payment (RBP): The amount available for withdrawal for the remainder of the contract year under the basic withdrawal benefit. At any point in time, the total RBP is the sum of the RBPs for each purchase payment. During the waiting period, when the guaranteed amount may be less than the GBP, the value of the RBP at the beginning of the contract year will be that amount that is actually guaranteed each contract year.

The RBP is determined at the following times, calculated as described:

•	At the beginning of each contract year during the waiting period and prior to any withdrawal — the RBP for each purchase payment is set equal to that purchase payment plus any purchase payment credit multiplied by 7%.

•	At the beginning of any other contract year — the RBP for each purchase payment is set equal to that purchase payment’s GBP.

•	When you make additional purchase payments — each additional purchase payment has its own RBP equal to that payment’s GBP.

•	At step up — (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

•	At spousal continuation — (see “Spousal Option to Continue the Contract” heading below).

•	When an individual RBA is reduced to zero — the RBP associated with that RBA will also be reset to zero.

•	When you make any withdrawal — the total RBP is reset to equal the total RBP immediately prior to the withdrawal less the amount of the withdrawal, but not less than zero. If there have been multiple purchase payments, each payment’s RBP is reduced proportionately. If you withdraw an amount greater than the RBP, GBA excess withdrawal processing and RBA excess withdrawal processing are applied and the amount available for future withdrawals for the remainder of the contract’s life may be reduced by more than the amount of withdrawal. When determining if a withdrawal will result in the excess withdrawal processing, the applicable RBP will not yet reflect the amount of the current withdrawal.

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Single Life only: Covered Person: The person whose life is used to determine when the ALP is established, and the duration of the ALP payments (see “Annual Lifetime Payment (ALP)” heading below). The covered person is the oldest contract owner or annuitant. If the owner is a nonnatural person, i.e., a trust or corporation, the covered person is the oldest annuitant. A spousal continuation or a change of contract ownership may reduce the amount of the lifetime withdrawal benefit and may change the covered person.

Joint Life only: Covered Spouses: The contract owner and his or her legally married spouse as defined under federal law, as named on the application for as long as the marriage is valid and in effect. If the contract owner is a nonnatural person (e.g., a trust), the covered spouses are the annuitant and the legally married spouse of the annuitant. The covered spouses lives are used to determine when the ALP is established, and the duration of the ALP payments (see “Annual Lifetime Payment (ALP)” heading below). The covered spouses are established on the rider effective date and cannot be changed.

Annual Lifetime Payment Attained Age (ALPAA):

•	Single Life: The covered person’s age after which time the lifetime benefit can be established. Currently, the lifetime benefit can be established on the later of the contract effective date or the contract anniversary date on/following the date the covered person reaches age 65.

•	Joint Life: The age of the younger covered spouse at which time the lifetime benefit is established.

Annual Lifetime Payment (ALP): Once established, the ALP under the lifetime withdrawal benefit is at any time the amount available for withdrawals in each contract year after the waiting period until the later of:

•	Single Life: death; or

•	Joint Life: death of the last surviving covered spouse; or

•	the RBA is reduced to zero.

The maximum ALP is $300,000. Prior to establishment of the ALP, the lifetime withdrawal benefit is not in effect and the ALP is zero.

During the waiting period, the guaranteed annual lifetime withdrawal amount may be less than the ALP due to the limitations the waiting period imposes on your ability to utilize both annual step-ups and withdrawals (see “Waiting Period” heading above). The guaranteed annual lifetime withdrawal amount during the waiting period is equal to the value of the RALP at the beginning of the contract year.

The ALP is determined at the following times:

•	Single Life: The later of the contract effective date or the contract anniversary date on/following the date the covered person reaches age 65 — the ALP is established as 6% of the total RBA.

•	Joint Life: The ALP is established as 6% of the total RBA on the earliest of the following dates:

(a)	the rider effective date if the younger covered spouse has already reached age 65.

(b)	the rider anniversary on/following the date the younger covered spouse reaches age 65.

(c)	upon the first death of a covered spouse, then

(1)	the date we receive written request when the death benefit is not payable and the surviving covered spouse has already reached age 65; or

(2)	the date spousal continuation is effective when the death benefit is payable and the surviving covered spouse has already reached age 65; or

(3)	the rider anniversary on/following the date the surviving covered spouse reaches age 65.

(d)	Following dissolution of marriage of the covered spouses,

(1)	the date we receive written request if the remaining covered spouse who is the owner (or annuitant in the case of nonnatural ownership) has already reached age 65; or

(2)	the rider anniversary on/following the date the remaining covered spouse who is the owner (or annuitant in the case of nonnatural ownership) reaches age 65.

•	When you make additional purchase payments — each additional purchase payment increases the ALP by 6% of the amount of the purchase payment plus any purchase payment credits.

•	At step ups — (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

•	Single Life: At spousal continuation or contract ownership change — (see “Spousal Option to Continue the Contract” and “Contract Ownership Change” headings below).

•	When you make a withdrawal during the waiting period and after a step up — Any prior annual step ups will be reversed. Step up reversal means that the ALP will be reset to equal total purchase payments plus any purchase payment credits multiplied by 6%. The step up reversal will only happen once during the waiting period, when the first withdrawal is made.

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•	When you make a withdrawal at any time and the amount withdrawn is:

(a)	less than or equal to the RALP — the ALP remains unchanged.

(b)	is greater than the RALP — ALP excess withdrawal processing will be applied to the ALP. If the withdrawal is made during the waiting period, the excess withdrawal processing is applied AFTER any previously applied annual step ups have been reversed.

20% Rider Credit (for contracts with applications signed on or after June 1, 2008)
If you do not make a withdrawal during the first three rider years, then a 20% rider credit may increase your ALP. This credit is 20% of purchase payments received in the first 180 days that the rider is in effect and is used to establish the enhanced lifetime base. The enhanced lifetime base is an amount that may be used to increase the ALP. The 20% rider credit does not increase the basic withdrawal benefit or the contract value. Because step ups and purchase payment credits may increase your ALP, they may reduce or eliminate any benefit of the 20% rider credit.

Enhanced Lifetime Base (for contracts with applications signed on or after June 1, 2008)
The enhanced lifetime base will be established initially on the third rider anniversary. If you do not make a withdrawal during the first three rider years, then the enhanced lifetime base will be the sum of all purchase payments received during the first three rider years and the 20% rider credit. If you make a withdrawal during the first three rider years, then the 20% rider credit does not apply and the enhanced lifetime base will be established as zero and will always be zero.

The maximum enhanced lifetime base at any time is $5,000,000.

If the enhanced lifetime base is greater than zero, then it will:

•	increase by the amount of any purchase payments received on or after the third rider anniversary.

•	be reduced by any withdrawal in the same proportion as the withdrawal reduces the RBA and, if the withdrawal exceeds the RBP, it will then be set to the lesser of this reduced value and the contract value immediately following the withdrawal.

•	be set to the lesser of its current value and the contract value, if you choose an asset allocation model that is more aggressive than the target model while you are in the withdrawal phase.

If any of the following events occur, then the enhanced lifetime base will be established as or reset to zero and will always be zero:

•	The total RBA is reduced to zero.

•	You selected the Single Life rider, and there is a change in the covered person, including changes due to spousal continuations and ownership changes.

The enhanced lifetime base is an amount that may be used to increase the ALP and cannot be withdrawn or annuitized.

Increase in ALP because of the Enhanced Lifetime Base (for contracts with applications purchased on or after June 1, 2008)
As of the later of the third rider anniversary and the date the initial ALP is established, the ALP will be increased to equal the enhanced lifetime base multiplied by 6%, if this amount is greater than the current ALP. Thereafter, the enhanced lifetime base will always be zero.

ALP EXCESS WITHDRAWAL PROCESSING
The ALP is reset to the lesser of the ALP immediately prior to the withdrawal, or 6% of the contract value immediately following the withdrawal.

Remaining Annual Lifetime Payment (RALP): The amount available for withdrawal for the remainder of the contract year under the lifetime withdrawal benefit. During the waiting period, when the guaranteed annual withdrawal amount may be less than the ALP, the value of the RALP at the beginning of the contract year will be the amount that is actually guaranteed each contract year. Prior to establishment of the ALP, the lifetime withdrawal benefit is not in effect and the RALP is zero.

The RALP is determined at the following times:

•	The RALP is established at the same time as the ALP, and:

(a)	During the waiting period and prior to any withdrawals — the RALP is established equal to 6% of purchase payments plus any purchase payment credits.

(b)	At any other time — the RALP is established equal to the ALP less all prior withdrawals made in the contract year but not less than zero.

•	At the beginning of each contract year during the waiting period and prior to any withdrawals — the RALP is set equal to the total purchase payments plus any purchase payment credits, multiplied by 6%.

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•	At the beginning of any other contract year — the RALP is set equal to ALP.

•	When you make additional purchase payments — each additional purchase payment increases the RALP by 6% of the purchase payment amount plus any purchase payment credits.

•	At step ups — (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

•	When you make any withdrawal — the RALP equals the RALP immediately prior to the withdrawal less the amount of the withdrawal but not less than zero. If you withdraw an amount greater than the RALP, ALP excess withdrawal processing is applied and may reduce the amount available for future withdrawals. When determining if a withdrawal will result in excess withdrawal processing, the applicable RALP will not yet reflect the amount of the current withdrawal.

Required Minimum Distributions (RMD): If you are taking RMDs from your contract and your RMD calculated separately for your contract is greater than the RBP or the RALP on the most recent contract anniversary, the portion of your RMD that exceeds the RBP or RALP on the most recent rider anniversary will not be subject to excess withdrawal processing provided that the following conditions are met:

•	The RMD is for your contract alone;

•	The RMD is based on your recalculated life expectancy taken from the Uniform Lifetime Table under the Code; and

•	The RMD amount is otherwise based on the requirements of section 401(a)(9), related Code provisions and regulations thereunder that were in effect on the effective date of the rider.

RMD rules follow the calendar year which most likely does not coincide with your contract year and therefore may limit when you can take your RMD and not be subject to excess withdrawal processing.

Withdrawal amounts greater than the RBP or RALP on the contract anniversary date that do not meet these conditions will result in excess withdrawal processing as described above. See Appendix E for additional information.

Step Up Date: The date any step up becomes effective, and depends on the type of step up being applied (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).

Annual Step Up: Beginning with the first contract anniversary, an increase of the GBA, RBA, GBP, RBP, ALP and/or RALP values may be available. A step up does not create contract value, guarantee the performance of any investment option, or provide a benefit that can be withdrawn or paid upon death. Rather, a step up determines the current values of the GBA, RBA, GBP, RBP, ALP and RALP, and may extend the payment period or increase the allowable payment.

The annual step up may be available as described below, subject to the following rules:

•	The annual step up is effective on the step up date.

•	Only one step up is allowed each contract year.

•	If you take any withdrawals during the waiting period, any previously applied step ups will be reversed and the Annual step up will not be available until the end of the waiting period.

•	On any rider anniversary where the RBA or, if established, the ALP would increase and the application of the step up would not increase the rider charge, the annual step up will be automatically applied to your contract, and the step up date is the contract anniversary date.

•	If the application of the step up would increase the rider charge, the annual step up is not automatically applied. Instead, you have the option to step up for 30 days after the contract anniversary as long as either the contract value is greater than the total RBA or 6% of the contract value is greater than the ALP, if established, on the step-up date. If you exercise the elective annual step up option, you will pay the rider charge in effect on the step up date. If you wish to exercise the elective annual step up option, we must receive a request from you or your investment professional. The step up date is the date we receive your request to step up. If your request is received after the close of business, the step up date will be the next valuation day.

•	The ALP and RALP are not eligible for step ups until they are established. Prior to being established, the ALP and RALP values are both zero.

•	Please note it is possible for the ALP to step up even if the RBA or GBA do not step up, and it is also possible for the RBA and GBA to step up even if the ALP does not step up.

The annual step up resets the GBA, RBA, GBP, RBP, ALP and RALP values as follows:

•	The total RBA will be reset to the greater of the total RBA immediately prior to the step up date or the contract value on the step up date.

•	The total GBA will be reset to the greater of the total GBA immediately prior to the step up date or the contract value on the step up date.

•	The total GBP will be reset using the calculation as described above based on the increased GBA and RBA.

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•	The total RBP will be reset as follows:

(a)	During the waiting period and prior to any withdrawals, the RBP will not be affected by the step up.

(b)	At any other time, the RBP will be reset to the increased GBP less all prior withdrawals made in the current contract year, but not less than zero.

•	The ALP will be reset to the greater of the ALP immediately prior to the step up date or 6% of the contract value on the step up date.

•	The RALP will be reset as follows:

(a)	During the waiting period and prior to any withdrawals, the RALP will not be affected by the step up.

(b)	At any other time, the RALP will be reset to the increased ALP less all prior withdrawals made in the current contract year, but not less than zero.

Spousal Option to Continue the Contract upon Owner’s Death (Spousal Continuation):
Single Life: If a surviving spouse elects to continue the contract and continues the contract as the new owner under the spousal continuation provision of the contract, the SecureSource – Single Life rider also continues. When the spouse elects to continue the contract, any remaining waiting period is cancelled and any waiting period limitations on withdrawals and step-ups terminate; if the covered person changes due to spousal continuation the GBA, RBA, GBP, RBP, ALP and RALP values are affected as follows:

•	The GBA, RBA and GBP values remain unchanged.

•	The RBP is automatically reset to the GBP less all prior withdrawals made in the current contract year, but not less than zero.

•	If the ALP has not yet been established and the new covered person has not yet reached age 65 as of the date of continuation — the ALP will be established on the contract anniversary following the date the covered person reaches age 65 as the lesser of the RBA or the contract anniversary value, multiplied by 6%. The RALP will be established on the same date equal to the ALP.

•	If the ALP has not yet been established but the new covered person is age 65 or older as of the date of continuation — the ALP will be established on the date of continuation as the lesser of the RBA or the contract value, multiplied by 6%. The RALP will be established on the same date in an amount equal to the ALP less all prior withdrawals made in the current contract year, but not less than zero.

•	If the ALP has been established but the new covered person has not yet reached age 65 as of the date of continuation — the ALP and RALP will be automatically reset to zero for the period of time beginning with the date of continuation and ending with the contract anniversary following the date the covered person reaches age 65. At the end of this time period, the ALP will be reset to the lesser of the RBA or the anniversary contract value, multiplied by 6%, and the RALP will be reset to the ALP.

•	If the ALP has been established and the new covered person is age 65 or older as of the date of continuation — the ALP will be automatically reset to the lesser of the current ALP or 6% of the contract value on the date of continuation. The RALP will be reset to the ALP less all prior withdrawals made in the current contract year, but not less than zero.

Please note that the lifetime withdrawal benefit amount may be reduced as a result of the spousal continuation.

Joint Life: If a surviving spouse is a covered spouse and elects the spousal continuation provision of the contract as the new owner, the SecureSource – Joint Life rider also continues. When the spouse elects to continue the contract, any remaining waiting period is cancelled and any waiting period limitations on withdrawals and step-ups terminate. The surviving covered spouse can name a new beneficiary, however, a new covered spouse cannot be added to the rider.

Spousal Continuation Step Up: At the time of spousal continuation, a step-up may be available. All annual step-up rules (see “Annual Step-Up” heading above), other than those that apply to the waiting period, also apply to the spousal continuation step-up. If the spousal continuation step-up is processed automatically, the step-up date is the valuation date spousal continuation is effective. If not, the spouse must elect the step up and must do so within 30 days of the spousal continuation date. If the spouse elects the spousal continuation step up, the step-up date is the valuation date we receive the spouse’s written request to step-up if we receive the request by the close of business on that day, otherwise the next valuation date.

Rules for Withdrawal Provision of Your Contract: Minimum account values following a withdrawal no longer apply to your contract. For withdrawals, the withdrawal will be made from the variable subaccounts, guarantee period accounts (where available), the one-year fixed account (if applicable) and the DCA fixed account in the same proportion as your interest in each bears to the contract value. You cannot specify from which accounts the withdrawal is to be made.

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If Contract Value Reduces to Zero: If the contract value reduces to zero and the total RBA remains greater than zero, you will be paid in the following scenarios:

1)	The ALP has not yet been established and the contract value is reduced to zero as a result of fees or charges or a withdrawal that is less than or equal to the RBP. In this scenario, you can choose to:

(a)	receive the remaining schedule of GBPs until the RBA equals zero; or

(b)	Single Life: wait until the rider anniversary following the date the covered person reaches age 65, and then receive the ALP annually until the latter of (i) the death of the covered person, or (ii) the RBA is reduced to zero; or

(c)	Joint Life: wait until the rider anniversary following the date the younger covered spouse reaches age 65, and then receive the ALP annually until the latter of (i) the death of the last surviving covered spouse, or (ii) the RBA is reduced to zero.

We will notify you of this option. If no election is made, the ALP will be paid.

2)	The ALP has been established and the contract value reduces to zero as a result of fees or charges, or a withdrawal that is less than or equal to both the RBP and the RALP. In this scenario, you can choose to receive:

(a)	the remaining schedule of GBPs until the RBA equals zero; or

(b)	Single Life: the ALP annually until the latter of (i) the death of the covered person, or (ii) the RBA is reduced to zero; or

(c)	Joint Life: the ALP annually until the latter of (i) the death of the last surviving covered spouse, or (ii) the RBA is reduced to zero.

We will notify you of this option. If no election is made, the ALP will be paid.

3)	The ALP has been established and the contract value falls to zero as a result of a withdrawal that is greater than the RALP but less than or equal to the RBP. In this scenario, the remaining schedule of GBPs will be paid until the RBA equals zero.

4)	The ALP has been established and the contract value falls to zero as a result of a withdrawal that is greater than the RBP but less than or equal to the RALP. In this scenario, the ALP will be paid annually until the death of the:

•	Single Life: covered person;

•	Joint Life: last surviving covered spouse.

Under any of these scenarios:

•	The annualized amounts will be paid to you in the frequency you elect. You may elect a frequency offered by us at the time payments begin. Available payment frequencies will be no less frequent than annually;

•	We will no longer accept additional purchase payments;

•	You will no longer be charged for the rider;

•	Any attached death benefit riders will terminate; and

•	Single Life: The death benefit becomes the remaining payments, if any, until the RBA is reduced to zero.

•	Joint Life: If the owner had been receiving the ALP, upon the first death the ALP will continue to be paid annually until the later of: 1) the death of the last surviving covered spouse or 2) the RBA is reduced to zero. In all other situations the death benefit becomes the remaining payments, if any, until the RBA is reduced to zero.

The SecureSource rider and the contract will terminate under either of the following two scenarios:

•	If the contract value falls to zero as a result of a withdrawal that is greater than both the RALP and the RBP. This is full withdrawal of the contract value.

•	If the contract value falls to zero as a result of a withdrawal that is greater than the RALP but less than or equal to the RBP, and the total RBA is reduced to zero.

At Death:
Single Life: If the contract value is greater than zero when the death benefit becomes payable, the beneficiary may: 1) elect to take the death benefit under the terms of the contract, 2) take the fixed payout option available under this rider, or 3) continue the contract under the spousal continuation provision of the contract above.

If the contract value equals zero and the death benefit becomes payable, the following will occur:

•	If the RBA is greater than zero and the owner has been receiving the GBP each year, the GBP will continue to be paid to the beneficiary until the RBA equals zero.

•	If the covered person dies and the RBA is greater than zero and the owner has been receiving the ALP each year, the ALP will continue to be paid to the beneficiary until the RBA equals zero.

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•	If the covered person is still alive and the RBA is greater than zero and the owner has been receiving the ALP each year, the ALP will continue to be paid to the beneficiary until the later of the death of the covered person or the RBA equals zero.

•	If the covered person is still alive and the RBA equals zero and the owner has been receiving the ALP each year, the ALP will continue to be paid to the beneficiary until the death of the covered person.

•	If the covered person dies and the RBA equals zero, the benefit terminates. No further payments will be made.

Joint Life: If the death benefit becomes payable at the death of a covered spouse, the surviving covered spouse must utilize the spousal continuation provision of the contract and continue the contract as the new owner to continue the joint benefit. If spousal continuation is not available under the terms of the contract, the rider terminates. The lifetime benefit of this rider ends at the death of the last surviving covered spouse.

If the contract value is greater than zero when the death benefit becomes payable, the beneficiary may: 1) elect to take the death benefit under the terms of the contract, 2) take the fixed payout option available under this rider, or 3) continue the contract under the spousal continuation provision of the contract above.

If the contract value equals zero at the first death of a covered spouse, the ALP will continue to be paid annually until the later of: 1) the death of the last surviving covered spouse or 2) the RBA is reduced to zero.

If the contract value equals zero at the death of the last surviving covered spouse, the following will occur:

•	If the RBA is greater than zero and the owner has been receiving the GBP each year, the GBP will continue to be paid to the beneficiary until the RBA equals zero.

•	If the RBA is greater than zero and the owner has been receiving the ALP each year, the ALP will continue to be paid to the beneficiary until the RBA equals zero.

•	If the RBA equals zero, the benefit terminates. No further payments will be made.

Contract Ownership Change:
Single Life: If the contract changes ownership (see “Changing Ownership”), the GBA, RBA, GBP, RBP values will remain unchanged and the ALP and RALP will be reset as follows. Our current administrative practice is to only reset the ALP and RALP if the covered person changes due to the ownership change.

•	If the ALP has not yet been established and the new covered person has not yet reached age 65 as of the ownership change date — the ALP and the RALP will be established on the contract anniversary following the date the covered person reaches age 65. The ALP will be set equal to the lesser of the RBA or the anniversary contract value, multiplied by 6%. If the anniversary date occurs during the waiting period and prior to a withdrawal, the RALP will be set equal to the lesser of the ALP or total purchase payments multiplied by 6%. If the anniversary date occurs at any other time, the RALP will be set to the ALP.

•	If the ALP has not yet been established but the new covered person is age 65 or older as of the ownership change date — the ALP and the RALP will be established on the ownership change date. The ALP will be set equal to the lesser of the RBA or the contract value, multiplied by 6%. If the ownership change date occurs during the waiting period and prior to a withdrawal, the RALP will be set to the lesser of the ALP or total purchase payments multiplied by 6%. If the ownership change date occurs at any other time, the RALP will be set to the ALP less all prior withdrawals made in the current contract year but not less than zero.

•	If the ALP has been established but the new covered person has not yet reached age 65 as of the ownership change date — the ALP and the RALP will be reset to zero for the period of time beginning with the ownership change date and ending with the contract anniversary following the date the covered person reaches age 65. At the end of this time period, the ALP will be reset to the lesser of the RBA or the anniversary contract value, multiplied by 6%. If the time period ends during the waiting period and prior to any withdrawals, the RALP will be reset to equal the lesser of the ALP or total purchase payments multiplied by 6%. If the time period ends at any other time, the RALP will be reset to the ALP.

•	If the ALP has been established and the new covered person is age 65 or older as of the ownership change date — the ALP and the RALP will be reset on the ownership change date. The ALP will be reset to the lesser of the current ALP or 6% of the contract value. If the ownership change date occurs during the waiting period and prior to a withdrawal, the RALP will be reset to the lesser of the ALP or total purchase payments multiplied by 6%. If the ownership change date occurs at any other time, the RALP will be reset to the ALP less all prior withdrawals made in the current contract year but not less than zero.

Please note that the lifetime withdrawal benefit amount may be reduced as a result of the ownership change.

Joint Life: Ownership changes are only allowed between the covered spouses or their revocable trust(s). No other ownership changes are allowed as long as the rider is in force.

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Guaranteed Withdrawal Benefit Annuity Option: Several annuity payout plans are available under the contract. As an alternative to these annuity payout plans, a fixed annuity payout option is available under the SecureSource rider.

Under this option the amount payable each year will be equal to the remaining schedule of GBPs, but the total amount paid over the life of the annuity will not exceed the current total RBA at the time you begin this fixed annuity payout option. These annualized amounts will be paid in the frequency that you elect. The frequencies will be among those offered by us at that time but will be no less frequent than annually. If, at the death of the owner, total payouts have been made for less than the RBA, the remaining payouts will be paid to the beneficiary (see “The Annuity Payout Period” and “Taxes”).

This option may not be available if the contract is issued to qualify under section 403 or 408 of the Code, as amended. For such contracts, this option will be available only if the guaranteed payment period is less than the life expectancy of the owner at the time the option becomes effective. Such life expectancy will be computed using a life expectancy table published by the IRS.

This annuity payout option may also be elected by the beneficiary of a contract as a settlement option. Whenever multiple beneficiaries are designated under the contract, each such beneficiary’s share of the proceeds if they elect this option will be in proportion to their applicable designated beneficiary percentage. Beneficiaries of nonqualified contracts may elect this settlement option subject to the distribution requirements of the contract. We reserve the right to adjust the remaining schedule of GBPs if necessary to comply with the Code.

RIDER TERMINATION
The SecureSource rider cannot be terminated either by you or us except as follows:

1.	Single Life: After the death benefit is payable the rider will terminate if your spouse does not use the spousal continuation provision of the contract to continue the contract.

2.	Joint Life: After the death benefit is payable the rider will terminate if:

(a) any one other than a covered spouse continues the contract, or

(b) a covered spouse does not use the spousal continuation provision of the contract to continue the contract.

3.	Annuity payouts under an annuity payout plan will terminate the rider.

4.	Termination of the contract for any reason will terminate the rider.

5.	When a beneficiary elects an alternative payment plan which is an inherited IRA, the rider will terminate.

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Appendix N: SecureSource 20 Rider Disclosure

SECURESOURCE 20 RIDERS
This is an optional benefit that you can add to your contract for an additional charge. The benefit is intended to provide to you, after the waiting period, a specified withdrawal amount annually for life, even if your contract value is zero, subject to the terms and provisions described in this section. This benefit offers a credit feature to help in low or poor performing markets and a step up feature to lock in contract anniversary values. The SecureSource 20 rider may be appropriate for you if you intend to make periodic withdrawals from your annuity contract and wish to ensure that market performance will not adversely affect your ability to withdraw your principal over time. This benefit is intended for assets you plan to hold and let accumulate for at least three years. If you take any withdrawals during the 3-year waiting period, your benefits will be set to zero until the end of the waiting period when they will be re-established based on your contract value at that time and you will not receive 20% credit offered under this rider.

There are two optional SecureSource 20 riders available under your contract:

•	SecureSource 20 — Single Life; or

•	SecureSource 20 — Joint Life.

The information in this section applies to both Secure Source 20 riders, unless otherwise noted.

For the purpose of this rider, the term “withdrawal” is equal to the term “surrender” in the contract or any riders. Withdrawals will adjust contract values and benefits in the same manner as surrenders.

The SecureSource 20 — Single Life rider covers one person. The SecureSource 20 — Joint Life Rider covers two spouses jointly who are named at contract issue. You may elect only the SecureSource 20 — Single Life rider or the SecureSource 20 — Joint Life rider, not both, and you may not switch riders later. You must elect the rider when you purchase your contract. The rider effective date will be the contract issue date.

The SecureSource 20 rider is an optional benefit that you may select, if approved in your state, for an additional annual charge if:

•	your contract application is signed on or after Aug. 10, 2009, but prior to Nov. 30, 2009; and

•	Single Life: you and the annuitant are 80 or younger on the date the contract is issued; or

•	Joint Life: you and your spouse are 80 or younger on the date the contract is issued.

The SecureSource 20 riders are not available under an inherited qualified annuity.

The SecureSource 20 rider guarantees that after the waiting period, regardless of the investment performance of your contract, you will be able to withdraw up to a certain amount each year from the contract before the annuity payouts begin until:

•	Single Life: until death (see “At Death” heading below) or until the depletion of the basic benefit.

•	Joint Life: until the death of the last surviving covered spouse (see “Joint Life only: Covered Spouses” and “At Death” headings below) or until the depletion of the basic benefit.

KEY TERMS
The key terms associated with the SecureSource 20 rider are:

Annual Lifetime Payment (ALP): the lifetime benefit amount available each contract year after the waiting period and until your death (Joint Life: the death of both covered spouses). After the waiting period, the annual withdrawal amount guaranteed by the rider can vary each contract year. The maximum ALP is $300,000.

Annual Lifetime Payment Attained Age (ALPAA): the age at which the lifetime benefit is established.

Enhanced Lifetime Base (ELB): used in the calculation of the ALP on the later of the ELB date or the establishment of the ALP. The ELB cannot be withdrawn or annuitized and is not payable as a death benefit.

Guaranteed Benefit Amount (GBA): the total cumulative withdrawals guaranteed by the rider under the basic benefit. The maximum GBA is $5,000,000. The GBA cannot be withdrawn or annuitized and is not payable as a death benefit. It is an interim value used to calculate the amount available for withdrawals each year after the waiting period under the basic benefit (see “Guaranteed Benefit Payment” below). At any time, the total GBA is the sum of the individual GBAs associated with each purchase payment.

Guaranteed Benefit Payment (GBP): the basic benefit amount available each contract year after the waiting period until the RBA is reduced to zero. After the waiting period the annual withdrawal amount guaranteed by the rider can vary each contract year.

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Remaining Annual Lifetime Payment (RALP): as you make withdrawals during a contract year, the remaining amount that the rider guarantees will be available for withdrawal that year is reduced. The RALP is the lifetime benefit amount that can be withdrawn during the remainder of the current contract year.

Remaining Benefit Amount (RBA): each withdrawal you make reduces the amount that is guaranteed by the rider for future withdrawals. At any point in time, the RBA equals the amount of GBA that remains available for withdrawals for the remainder of the contract’s life, and total RBA is the sum of the individual RBAs associated with each purchase payment. The maximum RBA is $5,000,000.

Remaining Benefit Payment (RBP): as you make withdrawals during a contract year, the remaining amount that the rider guarantees will be available for withdrawal that year is reduced. The RBP is the basic benefit amount that can be withdrawn during the remainder of the current contract year.

Waiting period: The period of time before you can take a withdrawal without affecting benefits under the rider. The waiting period starts on the rider effective date and ends on the day prior to the third rider anniversary.

Withdrawal Adjustment Base (WAB): one of the components used to determine the GBP Percentage and ALP Percentage. The WAB cannot be withdrawn or annuitized and is not payable as a death benefit.

Withdrawal: The amount by which your contract value is reduced as a result of any withdrawal request. It may differ from the amount of your request due to any surrender charge and any market value adjustment.

DESCRIPTION OF THE SECURESOURCE 20 RIDER
Before the lifetime benefit is established, the annual withdrawal amount guaranteed by the riders after the waiting period is the basic benefit amount. After the lifetime benefit is established and after the waiting period, the riders guarantee that you have the option each contract year to cumulatively withdraw an amount up to the lifetime benefit amount or the basic benefit amount, but the riders do not guarantee withdrawal of both in a contract year.

The lifetime withdrawal benefit is established automatically:

•	Single Life: on the rider anniversary date after the covered person reaches age 65, or on the rider effective date if the covered person is age 65 or older on the rider effective date (see “Annual Lifetime Payment Attained Age (ALPAA)” heading below);

•	Joint Life: on the rider anniversary date after the younger covered spouse reaches age 65, or on the rider effective date if the younger covered spouse is age 65 or older on the rider effective date (see “Annual Lifetime Payment Attained Age (ALPAA)” and “Annual Lifetime Payments (ALP)” headings below).

The basic benefit amount and the lifetime benefit amount can vary based on the relationship of your contract value to the Withdrawal Adjustment Base (WAB). When the first withdrawal is taken each contract year after the waiting period, the percentages used to determine the benefit amounts are set and fixed for the remainder of that year.

If you withdraw less than the allowed withdrawal amount in a contract year, the unused portion cannot be carried over to the next year.

If you withdraw more than the allowed withdrawal amount in a contract year, we call this an “excess withdrawal” under the rider. Excess withdrawals trigger an adjustment of a benefit’s guaranteed amount, which may cause it to be reduced (see “GBA Excess Withdrawal Processing,” “RBA Excess Withdrawal Processing,” and “ALP Excess Withdrawal Processing” headings below).

Please note that basic benefit and lifetime benefit each has its own definition of the allowed annual withdrawal amount. Therefore a withdrawal may be considered an excess withdrawal for purposes of the lifetime benefit only, the basic benefit only, or both.

At any time after the waiting period, as long as your withdrawal does not exceed the greater of the basic benefit amount or the lifetime benefit amount, if established, you will not be assessed a surrender charge or any market value adjustment. If your withdrawals exceed the greater of the RBP or the RALP, surrender charges under the terms of the contract may apply (see “Charges — Surrender Charges”). The amount we actually deduct from your contract value will be the amount you request plus any applicable surrender charge. Market value adjustments, if applicable, will also be made (see “Guarantee Period Accounts (GPAs) — Market Value Adjustment”). We pay you the amount you request. Any withdrawals you take under the contract will reduce the value of the death benefits (see “Benefits in Case of Death”). Upon full withdrawal, you will receive the remaining contract value less any applicable charges (see “Making the Most of Your Contract — Withdrawals”).

Subject to conditions and limitations, an annual step-up can increase the basic benefit amount and the lifetime benefit amount, if your contract value has increased on a rider anniversary.

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Subject to conditions and limitations, if no withdrawals are taken prior to the third rider anniversary, the 20% rider credit may increase the lifetime benefit (if already established) or the Enhanced Lifetime Base (ELB) may increase the lifetime benefit (when established).

The values associated with the basic benefit are GBA, RBA, GBP and RBP. The values associated with the lifetime benefit are ALP, RALP and ELB. ALP and GBP are similar in that they are the annual withdrawal amount for each benefit after the waiting period. RALP and RBP are similar in that they are the remaining amount that can be withdrawn during the current contract year for each benefit.

IMPORTANT SECURESOURCE 20 RIDER CONSIDERATIONS
You should consider whether a SecureSource 20 rider is appropriate for you taking into account the following considerations:

•	Lifetime Benefit Limitations: The lifetime benefit is subject to certain limitations, including but not limited to:

(a)	Single Life: Once the contract value equals zero, payments are made for as long as the covered person is living (see “If Contract Value Reduces to Zero” heading below). However, if the contract value is greater than zero, the lifetime benefit terminates at the first death of any owner or annuitant even if the covered person is still living (see “At Death” heading below). Therefore, the rider will terminate when a death benefit becomes payable. This possibility may present itself when:

(i)	There are multiple contract owners — when one of the contract owners dies the lifetime benefit terminates even though other contract owners are still living; or

(ii)	The owner and the annuitant are not the same persons — if the annuitant dies before the owner, the lifetime benefit terminates even though the owner is still living.

Joint Life: Once the contract value equals zero, payments are made for as long as either covered spouse is living (see “If Contract Value Reduces to Zero” heading below). However, if the contract value is greater than zero, the lifetime benefit terminates at the death of the last surviving covered spouse (see “At Death” heading below).

(b)	Excess withdrawals can reduce the ALP to zero even though the GBA, RBA, GBP and/or RBP values are greater than zero. If both the ALP and the contract value are zero, the lifetime benefit will terminate.

(c)	If the lifetime benefit is first established prior to the third rider anniversary, the initial ALP is based on the basic benefit’s RBA at that time (see “Annual Lifetime Payment (ALP)” heading below). If the lifetime benefit is first established on/after the third rider anniversary, the initial ALP is based on the greater of the basic benefit’s RBA and the ELB at that time. Any withdrawal you take before the ALP is established reduces the RBA and ELB and therefore may result in a lower amount of lifetime withdrawals you are allowed to take.

(d)	Withdrawals can reduce both the contract value and the RBA to zero prior to the establishment of the ALP. If this happens, the contract and the rider will terminate.

•	Withdrawals: Please consider carefully when you start taking withdrawals from this rider. If you take any withdrawals during the 3-year waiting period, your benefits will be set to zero until the end of the waiting period when they will be re-established based on your contract value at that time and you will not receive 20% credit offered under this rider. Any withdrawal request within the 3-year waiting period must be submitted in writing. Also, after the waiting period if you withdraw more than the allowed withdrawal amount in a contract year (“excess withdrawal”), the guaranteed amounts under the rider may be reduced.

•	Use of Portfolio Navigator Program Required: You must be invested in one of the available PN program investment options of the PN program. This requirement limits your choice of subaccounts, one-year fixed account and GPAs (if available) to the PN program investment options (if applicable) you have selected. This means you will not be able to allocate contract value to all of the subaccounts, GPAs or the one-year fixed account that are available under the contract to contract owners who do not elect the rider. (See “Making the Most of Your Contract — Portfolio Navigator Program.”) You may allocate purchase payments to the DCA fixed account, when available, and we will make monthly transfers into the investment option you have chosen. You may make two elective investment option changes per contract year; we reserve the right to limit elective investment option changes if required to comply with the written instructions of a fund (see “Market Timing”).

You can allocate your contract value to any available investment options during the following times: (1) prior to your first withdrawal and (2) following a benefit reset due to an investment option change as described below but prior to any subsequent withdrawal. During these accumulation phases, you may request to change your investment option to any available investment option.

Immediately following a withdrawal your contract value will be reallocated to the target investment option as shown in your contract if your current investment option is more aggressive than the target investment option. If you are in a static model

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portfolio, this reallocation will be made to the applicable fund of funds investment option. This automatic reallocation is not included in the total number of allowed investment option changes per contract year. The target investment option classification is currently the Moderate investment option. We reserve the right to change the target investment option to an investment option that is more aggressive than the current target investment option after 30 days written notice.

After you have taken a withdrawal and prior to any benefit reset as described below, you are in a withdrawal phase. During withdrawal phases you may request to change your investment option to the target investment option or any investment option that is more conservative than the target investment option without a benefit reset as described below. If you are in a withdrawal phase and you choose to allocate your contract value to an investment option that is more aggressive than the target investment option, you will be in the accumulation phase again. If this is done after the waiting period, your rider benefit will be reset as follows:

(a)	the total GBA will be reset to the contract value, if your contract value is less; and

(b)	the total RBA will be reset to the contract value, if your contract value is less; and

(c)	the ALP, if established, will be reset to your current ALP Percentage (either 6% or 5% as described under “GBP Percentage and ALP Percentage” heading below) times the contract value, if this amount is less than the current ALP; and

(d)	the GBP will be recalculated as described below, based on the reset GBA and RBA; and

(e)	the RBP will be recalculated as the reset GBP less all prior withdrawals taken during the current contract year, but not less than zero; and

(f)	the RALP will be recalculated as the reset ALP less all prior withdrawals taken during the current contract year, but not less than zero; and

(g)	the WAB will be reset as follows:

•	if the ALP has not been established, the WAB will be equal to the reset GBA.

if the ALP has been established, the WAB will be equal to the reset ALP, divided by the current ALP Percentage; and

(h)	the ELB, if greater than zero, will be reset to the contract value, if your contract value is less.

You may request to change your investment option by written request on an authorized form or by another method agreed to by us.

•	Non-Cancelable: Once elected, the SecureSource 20 rider may not be cancelled (except as provided under “Rider Termination” heading below) and the fee will continue to be deducted until the contract or rider is terminated or the contract value reduces to zero (described below).

Dissolution of marriage does not terminate the SecureSource 20 – Joint Life rider and will not reduce the fee we charge for this rider. The benefit under the SecureSource 20 – Joint Life rider continues for the covered spouse who is the owner of the contract (or annuitant in the case of nonnatural ownership). The rider will terminate at the death of the contract owner (or annuitant in the case of nonnatural ownership) because the original covered spouse will be unable to elect the spousal continuation provision of the contract (see “Joint Life only: Covered Spouses” below).

•	Joint Life: Limitations on Contract Owners, Annuitants and Beneficiaries: Since the joint life benefit will terminate unless the surviving covered spouse continues the contract under the spousal option to continue the contract upon the owner’s death provision, only ownership arrangements that permit such continuation are allowed at rider issue. In general, the covered spouses should be joint owners, or one covered spouse should be the owner and the other covered spouse should be named as the sole primary beneficiary. The annuitant must also be an owner. For non-natural ownership arrangements that allow for spousal continuation one covered spouse should be the annuitant and the other covered spouse should be the sole primary beneficiary. For revocable trust ownerships, the grantor of the trust must be the annuitant and the beneficiary must either be the annuitant’s spouse or a trust that names the annuitant’s spouse as the sole primary beneficiary. You are responsible for establishing ownership arrangements that will allow for spousal continuation.

If you select the SecureSource 20 – Joint Life rider, please consider carefully whether or not you wish to change the beneficiary of your annuity contract. The rider will terminate if the surviving covered spouse can not utilize the spousal continuation provision of the contract when the death benefit is payable.

•	Limitations on Purchase Payments: We reserve the right to limit the cumulative amount of purchase payments, subject to state restrictions. For current purchase payment restrictions, please see “Buying Your Contract — Purchase Payments”.

•	Interaction with Total Free Amount (FA) contract provision: The FA is the amount you are allowed to withdraw from the contract in each contract year without incurring a surrender charge (see “Charges — Surrender Charge”). The FA may be greater than the RBP or RALP under this rider. Any amount you withdraw under the contract’s FA provision that exceeds

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the RBP or RALP is subject to the excess withdrawal processing described below for the GBA, RBA and ALP. Also, any amount you withdraw during the waiting period will set all benefits under the rider to zero until the end of the waiting period when they will be reestablished based on the contract value at that time.

You should consult your tax advisor before you select this optional rider if you have any questions about the use of the rider in your tax situation because:

•	Tax Considerations for Nonqualified Annuities: Under current federal income tax law, withdrawals under nonqualified annuities, including withdrawals taken from the contract under the terms of the rider, are treated less favorably than amounts received as annuity payments under the contract (see “Taxes — Nonqualified Annuities”). Withdrawals are taxable income to the extent of earnings. Withdrawals of earnings before age 59 1/2 may also incur a 10% IRS early withdrawal penalty. You should consult your tax advisor before you select this optional rider if you have any questions about the use of the rider in your tax situation.

•	Tax Considerations for Qualified Annuities: Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract (see “Taxes — Qualified Annuities — Required Minimum Distributions”). If you have a qualified annuity, you may need to take an RMD during the waiting period and such withdrawals will set all benefits under the rider to zero until the end of the waiting period when they will be reestablished based on the contract value at that time. While the rider permits certain excess withdrawals to be taken after the waiting period for the purpose of satisfying RMD requirements for your contract alone without reducing future benefits guaranteed under the rider, there can be no guarantee that changes in the federal income tax law after the effective date of the rider will not require a larger RMD to be taken, in which case, future guaranteed withdrawals under the rider could be reduced. See Appendix E for additional information.

•	Treatment of Civil Unions and Domestic Partners: The Federal Defense of Marriage Act (“DOMA”) does not recognize same-sex marriages or civil unions, even if permitted under applicable state law. As a result, a beneficiary of a deceased owner who was treated as married to the owner under state law and for purposes of this rider, but whose marriage is not recognized under DOMA, will be required to take distributions from the contract in the manner applicable to non-spouse beneficiaries. In some circumstances, these required distributions could substantially reduce or eliminate the value of the rider. See “Taxes — Other — Spousal status.”

•	Limitations on TSAs: Your right to take withdrawals is restricted if your contract is a TSA (see “TSA — Special Provisions”).

BASIC BENEFIT DESCRIPTION
The GBA and RBA are determined at the following times, subject to the maximum amount of $5,000,000, calculated as described:

•	At contract issue — the GBA and RBA are equal to the initial purchase payment.

•	When you make additional purchase payments — If a withdrawal is taken during the waiting period, the GBA and RBA will not change when a subsequent purchase payment is made during the waiting period. Prior to any withdrawal during the waiting period and after the waiting period, each additional purchase payment will have its own GBA and RBA established equal to the amount of the purchase payment.

•	At step up — (see “Annual Step Up” heading below).

•	At spousal continuation — (see “Spousal Option to Continue the Contract upon Owner’s Death” heading below).

•	When an individual RBA is reduced to zero — the GBA that is associated with that RBA will also be set to zero.

•	When you take a withdrawal during the waiting period — the total GBA and total RBA will be set equal to zero until the end of the waiting period.

•	When you take a withdrawal after the waiting period and the amount withdrawn is:

(a)	less than or equal to the total RBP — the total RBA is reduced by the amount of the withdrawal and the GBA remains unchanged. If there have been multiple purchase payments, both the total GBA and each payment’s GBA remain unchanged, and each payment’s RBA is reduced in proportion to its RBP.

(b)	greater than the total RBP — excess withdrawal processing will be applied to the GBA and RBA.

•	On the rider anniversary at the end of the waiting period — If the first withdrawal is taken during the waiting period and you did not decline a rider fee increase, the total GBA and the total RBA will be reset to the contract value.

If the first withdrawal is taken during the waiting period and you decline a rider fee increase, the total GBA and the total RBA will be reset to the lesser of (1) the GBA at the time of the first withdrawal, plus any additional purchase payments since the time of the first withdrawal, minus all withdrawals, or (2) the contract value.

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•	Upon certain changes to your PN program investment options under the PN program as described under “Use of Portfolio Navigator Program Required,” above.

GBA EXCESS WITHDRAWAL PROCESSING
The total GBA will automatically be reset to the lesser of (a) the total GBA immediately prior to the withdrawal; or (b) the contract value immediately following the withdrawal. If there have been multiple purchase payments, each payment’s GBA after the withdrawal will be reset to equal that payment’s RBA after the withdrawal plus (a) times (b), where:

(a)	is the ratio of the total GBA after the withdrawal less the total RBA after the withdrawal to the total GBA before the withdrawal less the total RBA after the withdrawal; and

(b)	is each payment’s GBA before the withdrawal less that payment’s RBA after the withdrawal.

RBA EXCESS WITHDRAWAL PROCESSING
The total RBA will automatically be reset to the lesser of (a) the contract value immediately following the withdrawal, or (b) the total RBA immediately prior to the withdrawal, less the amount of the withdrawal.

If there have been multiple purchase payments, both the total RBA and each payment’s RBA will be reset. The total RBA will be reset according to the excess withdrawal processing described above. Each payment’s RBA will be reset in the following manner:

1.	The withdrawal amount up to the total RBP is taken out of each RBA bucket in proportion to its individual RBP at the time of the withdrawal; and

2.	The withdrawal amount above the total RBP and any amount determined by the excess withdrawal processing are taken out of each RBA bucket in proportion to its RBA at the time of the withdrawal.

GBP Percentage and ALP Percentage: We use two percentages (6% and 5%) to calculate your GBP and ALP. The percentage used can vary as described below:

During the waiting period, 6% will be used to determine the amount payable to beneficiaries under the RBA Payout Option described below. After the waiting period, a comparison of your contract value and the WAB determines your GBP Percentage and ALP Percentage, unless the percentage is fixed as described below. On each valuation date, if the benefit determining percentage is less than the 20% adjustment threshold, then 6% is used in calculating your GBP and ALP; otherwise, 5% is used. Market volatility and returns, the deduction of fees and the 20% credit could impact your benefit determining percentage. The benefit determining percentage is calculated as follows but will not be less than zero:

1 − (a/b)

a = contract value at the end of the prior valuation period

b = WAB at the end of the prior valuation period

When the first withdrawal in a contract year is taken, the GBP Percentage and ALP Percentage will be set and fixed for the remainder of that contract year. Beginning on the next rider anniversary, the GBP Percentage and ALP Percentage can change on each valuation date as described above until a withdrawal is taken in that contract year.

Under certain limited situations, your GBP Percentage and ALP Percentage will not vary each contract year. They will be set at the earliest of (1), (2) or (3) below and remain fixed for as long as the benefit is payable:

(1)	when the RBA Payout Option is elected, or

(2)	if the ALP is established, when your contract value on a rider anniversary is less than two times the ALP (for the purpose of this calculation only, the ALP is determined using 5%; the ALP Percentage used to determine your ALP going forward will be either 6% or 5%), or

(3)	when the contract value reduces to zero.

For certain periods of time at our discretion and on a non-discriminatory basis, your GBP Percentage and ALP Percentage may be set by us to 6% if more favorable to you.

Withdrawal Adjustment Base (WAB): One of the components used to determine GBP Percentage and ALP Percentage. The maximum WAB is $5,000,000. The WAB cannot be withdrawn or annuitized and is not payable as a death benefit,

The WAB is determined at the following times, calculated as described:

•	At Rider Effective Date — the WAB is set equal to the initial purchase payment.

•	When a subsequent purchase payment is made — before a withdrawal is taken in the waiting period and at any time after the waiting period, the WAB will be increased by the amount of each additional purchase payment.

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•	When a withdrawal is taken — if the first withdrawal is taken during the waiting period, the WAB will be set equal to zero until the end of the waiting period.

Whenever a withdrawal is taken after the waiting period, the WAB will be reduced by the amount in (A) unless the withdrawal is an excess withdrawal for the lifetime benefit (or the basic benefit if the ALP is not established) when it will be set equal to the amount in (B).

(A)	The WAB is reduced by an amount as calculated below:

a × b c	where:

a = the amount the contract value is reduced by the withdrawal

b = WAB on the date of (but prior to) the withdrawal

c = the contract value on the date of (but prior to) the withdrawal.

(B)	If the ALP is not established and the current withdrawal exceeds the RBP, the WAB will be reset to the GBA immediately following excess withdrawal processing.

If the ALP is established and the current withdrawal exceeds the RALP, the WAB will be reset to the ALP divided by the current ALP Percentage (either 5% or 6% as described under “GBP Percentage and ALP Percentage” heading above). In this calculation, we use the ALP immediately following excess withdrawal processing.

•	On rider anniversaries — unless you decline a rider fee increase, the WAB will be increased to the contract value on each rider anniversary, if the contract value is greater, except as follows:

(A)	If a withdrawal is taken during the waiting period, the WAB will be increased to the contract value on each rider anniversary beginning at the end of the waiting period, if the contract value is greater.

(B)	If you decline a rider fee increase and a withdrawal is taken during the waiting period, the WAB will be reset to the lesser of (1) the GBA at the time of the first withdrawal, plus any additional purchase payments since the time of the first withdrawal, minus all withdrawals, or (2) the contract value.

•	Upon certain changes to your PN program investment option as described under “Use of Portfolio Navigator Program Required,” above.

•	On the later of the third rider anniversary or the rider anniversary when the ALP is established — unless you decline a rider fee increase, if the ELB is greater than zero, the WAB will be increased by an amount as calculated below, but not less than zero.

(A)	The ELB, minus

(B)	the greater of:

i)	your contract value, or

ii)	the ALP before the ELB is applied, divided by the ALP Percentage (if the ALP is established) or the total RBA (if the ALP is established on the third rider anniversary).

Guaranteed Benefit Payment (GBP): At any time, the amount available for withdrawal in each contract year after the waiting period, until the RBA is reduced to zero, under the basic benefit. After the waiting period the annual withdrawal amount guaranteed under the rider can vary each contract year. At any point in time, each payment’s GBP is the lesser of (a) and (b) where (a) is the GBA for that payment multiplied by the current GBP percentage (either 5% or 6% as described under “GBP Percentage and ALP Percentage” heading above) and (b) is the RBA for that payment. The total GBP is the sum of the GBPs for each purchase payment.

Remaining Benefit Payment (RBP): The amount available for withdrawal for the remainder of the contract year under the basic benefit. At any point in time, the total RBP is the sum of the RBPs for each purchase payment.

The RBP is determined at the following times, calculated as described:

•	During the waiting period — the RBP will be zero.

•	At the beginning of any contract year after the waiting period and when the GBP Percentage changes — the RBP for each purchase payment is set equal to that purchase payment’s GBP.

•	When you make additional purchase payments after the waiting period — each additional purchase payment has its own RBP equal to the purchase payment, multiplied by the GBP Percentage.

•	At step up — (see “Annual Step Up” heading below).

•	At spousal continuation — (see “Spousal Option to Continue the Contract upon Owner’s Death” heading below).

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•	When you make any withdrawal after the waiting period — the total RBP is reset to equal the total RBP immediately prior to the withdrawal less the amount of the withdrawal, but not less than zero. If there have been multiple purchase payments, each payment’s RBP is reduced proportionately. If you withdraw an amount greater than the RBP, GBA excess withdrawal processing and RBA excess withdrawal processing are applied and the amount available for future withdrawals for the remainder of the contract’s life may be reduced by more than the amount of withdrawal. When determining if a withdrawal will result in the excess withdrawal processing, the applicable RBP will not yet reflect the amount of the current withdrawal.

LIFETIME BENEFIT DESCRIPTION
Single Life only: Covered Person: The person whose life is used to determine when the ALP is established, and the duration of the ALP payments (see “Annual Lifetime Payment (ALP)” heading below). The covered person is the oldest contract owner or annuitant. If the owner is a nonnatural person, i.e., a trust or corporation, the covered person is the oldest annuitant.

Joint Life only: Covered Spouses: The contract owner and his or her legally married spouse as defined under federal law, as named on the application for as long as the marriage is valid and in effect. If the contract owner is a nonnatural person (e.g., a trust), the covered spouses are the annuitant and the legally married spouse of the annuitant. The covered spouses lives are used to determine when the ALP is established, and the duration of the ALP payments (see “Annual Lifetime Payment (ALP)” heading below). The covered spouses are established on the rider effective date and cannot be changed.

Annual Lifetime Payment Attained Age (ALPAA):

•	Single Life: The covered person’s age after which time the lifetime benefit can be established. Currently, the lifetime benefit can be established on the later of the contract effective date or the contract anniversary date on/following the date the covered person reaches age 65.

•	Joint Life: The age of the younger covered spouse at which time the lifetime benefit is established.

Annual Lifetime Payment (ALP): The ALP is the lifetime benefit amount available for withdrawals in each contract year after the waiting period until the later of:

•	Single Life: death; or

•	Joint Life: death of the last surviving covered spouse; or

•	the RBA is reduced to zero.

The maximum ALP is $300,000. Prior to establishment of the ALP, the lifetime benefit is not in effect and the ALP is zero.

The ALP is determined at the following times:

•	Single Life: Initially the ALP is established on the earliest of the following dates:

(a)	the rider effective date if the covered person has already reached age 65.

(b)	the rider anniversary following the date the covered person reaches age 65,

–	if during the waiting period and no prior withdrawal has been taken; or

–	if after the waiting period.

(c)	the rider anniversary following the end of the waiting period if the covered person is age 65 before the end of the waiting period and a prior withdrawal had been taken.

If the ALP is established prior to the third rider anniversary, the ALP is set equal to the total RBA multiplied by the ALP Percentage (either 5% or 6% as described under “GBP Percentage and ALP Percentage” heading above). If the ALP is established on or following the third rider anniversary, the ALP is set equal to the ALP Percentage multiplied by the greater of the ELB or the total RBA.

•	Joint Life: Initially the ALP is established on the earliest of the following dates:

(a)	the rider effective date if the younger covered spouse has already reached age 65.

(b)	the rider anniversary on/following the date the younger covered spouse reaches age 65.

(c)	upon the first death of a covered spouse, then

(1)	the date we receive written request when the death benefit is not payable and the surviving covered spouse has already reached age 65; or

(2)	the date spousal continuation is effective when the death benefit is payable and the surviving covered spouse has already reached age 65; or

(3)	the rider anniversary on/following the date the surviving covered spouse reaches age 65.

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(d)	Following dissolution of marriage of the covered spouses,

(1)	the date we receive written request if the remaining covered spouse who is the owner (or annuitant in the case of nonnatural ownership) has already reached age 65; or

(2)	the rider anniversary on/following the date the remaining covered spouse who is the owner (or annuitant in the case of nonnatural ownership) reaches age 65.

For (b), (c) and (d) above, if the date described occurs during the waiting period and a prior withdrawal had been taken, we use the rider anniversary following the end of the waiting period to establish the ALP.

If the ALP is established prior to the third rider anniversary, the ALP is set equal to the total RBA multiplied by the ALP Percentage (either 5% or 6% as described under “GBP Percentage and ALP Percentage” heading above). If the ALP is established on or following the third rider anniversary, the ALP is set equal to the ALP Percentage multiplied by the greater of the ELB or the total RBA.

•	Whenever the ALP Percentage changes —

(a)	If the ALP Percentage is changing from 6% to 5%, the ALP is reset to the ALP multiplied by 5%, divided by 6%.

(b)	If the ALP Percentage is changing from 5% to 6%, the ALP is reset to the ALP multiplied by 6%, divided by 5%.

•	When you make an additional purchase payment — Before a withdrawal is taken in the waiting period and at any time after the waiting period, each additional purchase payment increases the ALP by the amount of the purchase payment, multiplied by the ALP Percentage.

•	When you make a withdrawal:

(a)	During the waiting period, the ALP, if established, will be set equal to zero until the end of the waiting period.

(b)	After the waiting period, if the amount withdrawn is:

(i) less than or equal to the RALP, the ALP is unchanged.

(ii) greater than the RALP, ALP excess withdrawal processing will occur.

If you withdraw less than the ALP in a contract year, there is no carry over to the next contract year.

•	On the rider anniversary at the end of the waiting period — If you took a withdrawal during the waiting period, the ALP is set equal to the contract value multiplied by the ALP Percentage if the covered person (Joint Life: younger covered spouse) has reached age 65.

•	At step ups — (see “Annual Step Up” heading below).

•	At spousal continuation — (see “Spousal Option to Continue the Contract upon Owner’s Death” heading below).

•	Upon certain changes to your PN program investment option under the PN program as described under “Use of Portfolio Navigator Program Required,” above.

20% Rider Credit
If you do not make a withdrawal during the first three rider years and you don’t decline a rider fee increase, then a 20% rider credit may increase your ALP. This credit is 20% of purchase payments received in the first 180 days that the rider is in effect and is used to establish the enhanced lifetime base. The enhanced lifetime base is an amount that may be used to increase the ALP. The 20% rider credit does not increase the basic benefit or the contract value. Because step ups may increase your ALP, they may reduce or eliminate any benefit of the 20% rider credit.

Enhanced Lifetime Base (ELB)
The enhanced lifetime base will be established initially on the third rider anniversary. If you do not decline a rider fee increase and you do not make a withdrawal during the first three rider years, then the enhanced lifetime base will be the sum of all purchase payments received during the first three rider years plus the 20% rider credit. If you make a withdrawal during the first three rider years or decline a rider fee increase, then the 20% rider credit does not apply and the enhanced lifetime base will be established as zero and will always be zero.

The maximum enhanced lifetime base at any time is $5,000,000.

If the enhanced lifetime base is greater than zero, then it will:

•	increase by the amount of any purchase payments received on or after the third rider anniversary.

•	be reduced by any withdrawal in the same proportion as the withdrawal reduces the RBA and, if the withdrawal exceeds the RBP, it will then be set to the lesser of this reduced value and the contract value immediately following the withdrawal.

•	be set to the contract value (if your contract value is less), if you choose an asset allocation model that is more aggressive than the target model while you are in the withdrawal phase.

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If any of the following events occur, then the enhanced lifetime base will be established as or reset to zero and will always be zero:

•	The total RBA is reduced to zero.

•	You decline a rider fee increase.

The enhanced lifetime base is an amount that may be used to increase the ALP and cannot be withdrawn, annuitized or payable as a death benefit.

Increase in ALP because of the Enhanced Lifetime Base
If the ALP is already established, on the third rider anniversary, the ALP will be increased to equal the enhanced lifetime base multiplied by the ALP Percentage (either 5% or 6% as described under “GBP Percentage and ALP Percentage” heading above), if this amount is greater than the current ALP. Thereafter, the enhanced lifetime base will always be zero.

ALP Excess Withdrawal Processing
The ALP is reset to the lesser of the ALP immediately prior to the withdrawal, or the ALP Percentage (either 5% or 6% as described under “GBP Percentage and ALP Percentage” heading above) multiplied by the contract value immediately following the withdrawal.

Remaining Annual Lifetime Payment (RALP): The amount available for withdrawal for the remainder of the contract year under the lifetime benefit. Prior to establishment of the ALP, the lifetime benefit is not in effect and the RALP is zero.

The RALP is determined at the following times:

•	The RALP is established at the same time as the ALP, and:

(a)	During the waiting period — the RALP will be zero.

(b)	At any other time — the RALP is established equal to the ALP less all prior withdrawals taken in the contract year but not less than zero.

•	At the beginning of each contract year after the waiting period and when the ALP Percentage changes — the RALP is set equal to the ALP.

•	When you make additional purchase payments after the waiting period — each additional purchase payment increases the RALP by the purchase payment, if applicable multiplied by the ALP Percentage (either 5% or 6% as described under “GBP Percentage and ALP Percentage” heading above).

•	At step ups — (see “Annual Step Up” headings below).

•	At spousal continuation — (see “Spousal Option to Continue the Contract upon Owner’s Death” heading below).

•	When you make any withdrawal after the waiting period — the RALP equals the RALP immediately prior to the withdrawal less the amount of the withdrawal but not less than zero. If you withdraw an amount greater than the RALP, ALP excess withdrawal processing is applied and may reduce the amount available for future withdrawals. When determining if a withdrawal will result in excess withdrawal processing, the applicable RALP will not yet reflect the amount of the current withdrawal.

OTHER PROVISIONS
Required Minimum Distributions (RMD): If you are taking RMDs from your contract and your RMD calculated separately for your contract is greater than the RBP or the RALP on the most recent contract anniversary, the portion of your RMD that exceeds the benefit amount will not be subject to excess withdrawal processing provided that the following conditions are met:

•	The withdrawal is after the waiting period;

•	The RMD is for your contract alone;

•	The RMD is based on your recalculated life expectancy taken from the Uniform Lifetime Table under the Code; and

•	The RMD amount is otherwise based on the requirements of section 401(a) (9), related Code provisions and regulations thereunder that were in effect on the effective date of the rider.

RMD rules follow the calendar year which most likely does not coincide with your contract year and therefore may limit when you can take your RMD and not be subject to excess withdrawal processing. Any withdrawal during the waiting period will reset the basic benefit and lifetime benefit at the end of the waiting period. After the waiting period, withdrawal amounts greater than the RALP or RBP that do not meet the conditions above will result in excess withdrawal processing. The amount in excess of the RBP and/or RALP that is not subject to excess withdrawal processing will be recalculated if the RALP and RBP change due to GBP Percentage and ALP Percentage changes. See Appendix F for additional information.

Annual Step Up: Beginning with the first contract anniversary, an increase of the benefit values may be available. A step up does not create contract value, guarantee the performance of any investment option, or provide a benefit that can be withdrawn

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in a lump sum or paid upon death. Rather, a step up determines the current values of the GBA, RBA, GBP, RBP, ALP and RALP, and may extend the payment period or increase the allowable payment. If there have been multiple payments and the GBA increases due to the step up, the individual GBAs, RBAs, GBPs, and RBPs will be combined.

The annual step up may be available as described below, subject to the maximum GBA, RBA and ALP and subject to the following rules:

•	You have not declined a rider fee increase.

•	If you take any withdrawals during the waiting period the annual step up will not be available until the rider anniversary following the end of the waiting period.

•	On any rider anniversary where your contract value is greater than the RBA or, your contract value multiplied by the ALP Percentage (either 5% or 6% as described under “GBP Percentage and ALP Percentage” heading above) is greater than the ALP, if established, the annual step up will be applied to your contract on the rider anniversary.

•	The ALP and RALP are not eligible for step ups until they are established. Prior to being established, the ALP and RALP values are both zero.

•	Please note it is possible for the ALP to step up even if the RBA or GBA do not step up, and it is also possible for the RBA and GBA to step up even if the ALP does not step up.

The annual step up resets the GBA, RBA, GBP, RBP, ALP and RALP values as follows:

•	The total RBA will be increased to the contract value on the rider anniversary, if the contract value is greater.

•	The total GBA will be increased to the contract value on the rider anniversary, if the contract value is greater.

•	The total GBP will be reset using the calculation as described above based on the increased GBA and RBA.

•	The total RBP will be reset as follows:

(a)	During the waiting period, the RBP will not be affected by the step up.

(b)	After the waiting period, the RBP will be reset to the increased GBP.

•	The ALP will be increased to the contract value on the rider anniversary multiplied by the ALP Percentage (either 5% or 6% as described under “GBP Percentage and ALP Percentage” heading above), if greater than the current ALP.

•	The RALP will be reset as follows:

(a)	During the waiting period, the RALP will not be affected by the step up.

(b)	After the waiting period, the RALP will be reset to the increased ALP.

Spousal Option to Continue the Contract upon Owner’s Death (Spousal Continuation):
Single Life: If a surviving spouse elects to continue the contract and continues the contract as the new owner under the spousal continuation provision of the contract, the SecureSource 20 — Single Life rider terminates.

Joint Life: If a surviving spouse is a covered spouse and elects the spousal continuation provision of the contract as the new owner, the SecureSource 20 — Joint Life rider also continues. The surviving covered spouse can name a new beneficiary; however, a new covered spouse cannot be added to the rider.

At the time of spousal continuation, a step-up may be available. If you decline a rider fee increase or the spousal continuation occurs during the waiting period and a withdrawal was taken, a step up is not available. All annual step-up rules (see “Annual Step-Up” heading above) also apply to the spousal continuation step-up except that a) the RBP will be calculated as the GBP after the step-up less all prior withdrawals taken during the current contract year, but not less than zero, and b) the RALP will be calculated as the ALP after the step-up less all prior withdrawals taken during the current contract year, but not less than zero. The spousal continuation step-up is processed on the valuation date spousal continuation is effective.

Rules for Withdrawal Provision of Your Contract: Minimum account values following a withdrawal no longer apply to your contract. For withdrawals, the withdrawal will be taken from the variable subaccounts, guarantee period accounts (where available), the one-year fixed account (if applicable) and the DCA fixed account in the same proportion as your interest in each bears to the contract value. You cannot specify from which accounts the withdrawal is to be taken.

If Contract Value Reduces to Zero: If the contract value reduces to zero, you will be paid in the following scenarios:

1)	The ALP has not yet been established, the total RBA is greater than zero and the contract value is reduced to zero as a result of fees or charges or a withdrawal that is less than or equal to the RBP. In this scenario, you can choose to:

(a)	receive the remaining schedule of GBPs until the RBA equals zero; or

(b)	Single Life: wait until the rider anniversary following the date the covered person reaches age 65, and then receive the ALP annually until the latter of (i) the death of the covered person, or (ii) the RBA is reduced to zero.

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Joint Life: wait until the rider anniversary following the date the younger covered spouse reaches age 65, and then receive the ALP annually until the latter of (i) the death of the last surviving covered spouse, or (ii) the RBA is reduced to zero.

We will notify you of this option. If no election is made, the ALP will be paid.

2)	The ALP has been established, the total RBA is greater than zero and the contract value reduces to zero as a result of fees or charges, or a withdrawal that is less than or equal to both the RBP and the RALP. In this scenario, you can choose to receive:

(a)	the remaining schedule of GBPs until the RBA equals zero; or

(b)	Single Life: the ALP annually until the latter of (i) the death of the covered person, or (ii) the RBA is reduced to zero.

Joint Life: the ALP annually until the latter of (i) the death of the last surviving covered spouse, or (ii) the RBA is reduced to zero.

We will notify you of this option. If no election is made, the ALP will be paid.

3)	The ALP has been established and the contract value falls to zero as a result of a withdrawal that is greater than the RALP but less than or equal to the RBP. In this scenario, the remaining schedule of GBPs will be paid until the RBA equals zero.

4)	The ALP has been established and the contract value falls to zero as a result of a withdrawal that is greater than the RBP but less than or equal to the RALP. In this scenario, the ALP will be paid annually until the death of the:

•	Single Life: covered person;

•	Joint Life: last surviving covered spouse.

Under any of these scenarios:

•	The annualized amounts will be paid to you in monthly installments. If the monthly payment is less than $100, we have the right to change the frequency but no less frequent than annually;

•	We will no longer accept additional purchase payments;

•	You will no longer be charged for the rider;

•	Any attached death benefit riders will terminate;

•	In determining the remaining schedule of GBPs, the current GBP is fixed for as long as payments are made.

•	Single Life: The death benefit becomes the remaining payments, if any, until the RBA is reduced to zero; and

•	Joint Life: If the owner had been receiving the ALP, upon the first death the ALP will continue to be paid annually until the later of: 1) the death of the last surviving covered spouse or 2) the RBA is reduced to zero. In all other situations the death benefit becomes the remaining payments, if any, until the RBA is reduced to zero.

The SecureSource 20 rider and the contract will terminate under either of the following two scenarios:

•	If the ALP is established and the RBA is zero, and if the contract value falls to zero as a result of a withdrawal that is greater than the RALP. This is full withdrawal of the contract value.

•	If the ALP is not established and the RBA is zero, and if the contract value falls to zero as a result of fees, charges or a withdrawal.

At Death:
Single Life: If the contract value is greater than zero when the death benefit becomes payable, the beneficiary may: 1) elect to take the death benefit under the terms of the contract, 2) take the RBA payout option available under this rider, or 3) continue the contract under the spousal continuation provision of the contract which terminates the rider.

If the contract value equals zero and the death benefit becomes payable, the following will occur:

•	If the RBA is greater than zero and the owner has been receiving the GBP each year, the GBP will continue to be paid to the beneficiary until the RBA equals zero.

•	If the covered person dies and the RBA is greater than zero and the owner has been receiving the ALP each year, the ALP will continue to be paid to the beneficiary until the RBA equals zero.

•	If the covered person is still alive and the RBA is greater than zero and the owner has been receiving the ALP each year, the ALP will continue to be paid to the beneficiary until the later of the death of the covered person or the RBA equals zero.

•	If the covered person is still alive and the RBA equals zero and the owner has been receiving the ALP each year, the ALP will continue to be paid to the beneficiary until the death of the covered person.

•	If the covered person dies and the RBA equals zero, the benefit terminates. No further payments will be made.

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Joint Life: If the death benefit becomes payable at the death of a covered spouse, the surviving covered spouse must utilize the spousal continuation provision of the contract and continue the contract as the new owner to continue the joint benefit. If spousal continuation is not available under the terms of the contract, the rider terminates. The lifetime benefit of this rider ends at the death of the last surviving covered spouse.

If the contract value is greater than zero when the death benefit becomes payable, the beneficiary may: 1) elect to take the death benefit under the terms of the contract, 2) take the RBA payout option available under this rider, or 3) continue the contract under the spousal continuation provision of the contract.

If the contract value equals zero at the first death of a covered spouse, the ALP will continue to be paid annually until the later of: 1) the death of the last surviving covered spouse or 2) the RBA is reduced to zero.

If the contract value equals zero at the death of the last surviving covered spouse, the following will occur:

•	If the RBA is greater than zero and the owner has been receiving the GBP each year, the GBP will continue to be paid to the beneficiary until the RBA equals zero.

•	If the RBA is greater than zero and the owner has been receiving the ALP each year, the ALP will continue to be paid to the beneficiary until the RBA equals zero.

•	If the RBA equals zero, the benefit terminates. No further payments will be made.

Contract Ownership Change:
Single Life: If allowed by state law, change of ownership is subject to our approval. If there is a change of ownership and the covered person remains the same, the rider continues with no change to any of the rider benefits. If there is a change of ownership and the covered person would be different, the rider terminates.

Joint Life: Ownership changes are only allowed between the covered spouses or their revocable trust(s) and are subject to our approval, if allowed by state law. No other ownership changes are allowed as long as the rider is in force.

Remaining Benefit Amount (RBA) Payout Option: Several annuity payout plans are available under the contract. As an alternative to these annuity payout plans, a fixed annuity payout option is available under the SecureSource 20 rider after the waiting period.

Under this option the amount payable each year will be equal to the remaining schedule of GBPs, but the total amount paid will not exceed the current total RBA at the time you begin this fixed annuity payout option. These annualized amounts will be paid in monthly installments. If the monthly payment is less than $100, we have the right to change the frequency, but no less frequently than annually. If, at the death of the owner, total payouts have been made for less than the RBA, the remaining payouts will be paid to the beneficiary (see “The Annuity Payout Period” and “Taxes”).

This option may not be available if the contract is issued to qualify under section 403 or 408 of the Code, as amended. For such contracts, this option will be available only if the guaranteed payment period is less than the life expectancy of the owner at the time the option becomes effective. Such life expectancy will be computed using a life expectancy table published by the IRS.

This annuity payout option may also be elected by the beneficiary when the death benefit is payable. Whenever multiple beneficiaries are designated under the contract, each such beneficiary’s share of the proceeds if they elect this option will be in proportion to their applicable designated beneficiary percentage. Beneficiaries of nonqualified contracts may elect this settlement option subject to the distribution requirements of the contract. We reserve the right to adjust the remaining schedule of GBPs if necessary to comply with the Code.

RIDER TERMINATION
The SecureSource 20 rider cannot be terminated either by you or us except as follows:

1.	Single Life: a change of ownership that would result in a different covered person will terminate the rider.

2.	Single Life: After the death benefit is payable, continuation of the contract will terminate the rider.

3.	Joint Life: After the death benefit is payable the rider will terminate if:

(a)	any one other than a covered spouse continues the contract, or

(b)	a covered spouse does not use the spousal continuation provision of the contract to continue the contract.

4.	Annuity payouts under an annuity payout plan will terminate the rider.

5.	You may terminate the rider if your annual rider fee after any fee increase is more than 0.25 percentage points higher than your fee before the increase (See “Charges — SecureSource 20 rider fee”).

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6.	When the RBA and contract value is reduced to zero and either the withdrawal is taken when the ALP is not established or an excess withdrawal of the RALP is taken, the rider will terminate.

7.	Termination of the contract for any reason will terminate the rider.

8.	When a beneficiary elects an alternative payment plan which is an inherited IRA, the rider will terminate.

For an example, see Appendix D.

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Appendix O: SecureSource Stages Rider Disclosure

SECURESOURCE STAGES RIDERS
This is an optional benefit that you can add to your contract for an additional charge. The benefit is intended to provide to you, after the waiting period, a specified withdrawal amount annually for life, even if your contract value is zero, subject to the terms and provisions described in this section. This benefit offers a credit feature to help in low or poor performing markets and a step up feature to lock in contract anniversary gains. The SecureSource Stages rider may be appropriate for you if you intend to make periodic withdrawals from your annuity contract and wish to ensure that market performance will not adversely affect your ability to withdraw income over your lifetime.

This benefit is intended for assets you plan to hold and let accumulate for at least three years. Your benefits under the rider can be reduced if any of the following occurs:

•	If you take any withdrawals during the 3-year waiting period, your benefits will be set to zero until the end of the waiting period when they will be re-established based on your contract value at that time;

•	If you take a withdrawal after the waiting period and if you withdraw more than the allowed withdrawal amount in a contract year, or you take withdrawals before the lifetime benefit is available;

•	If you take a withdrawal and later choose to allocate your contract value to an investment option that is more aggressive than the target investment option.

•	If the contract value is 20% or more below purchase payments increased by any step ups or rider credits and adjusted for withdrawals (see withdrawal adjustment base described below).

The SecureSource Stages rider guarantees that, regardless of investment performance, you may take withdrawals up to the lifetime benefit amount each contract year that the lifetime benefit is available. The lifetime benefit amount can vary based on your attained age and based on the relationship of your contract value to the withdrawal adjustment base. Each contract year after the waiting period, the percentage used to determine the benefit amount is set when the first withdrawal is taken and fixed for the remainder of that year.

At any time after the waiting period, as long as your total withdrawals during the current year do not exceed the lifetime benefit amount, you will not be assessed a surrender charge and no market value adjustment will be applied. If you withdraw a larger amount, the excess amount will be assessed any applicable surrender charges and any applicable market value adjustment. At any time, you may withdraw any amount up to your entire surrender value, subject to excess withdrawal processing under the rider.

Subject to conditions and limitations, the rider also guarantees that you or your beneficiary will get back purchase payments you have made, increased by annual step-ups, through withdrawals over time. Any amount we pay in excess of your contract value is subject to our financial strength and claims-paying ability.

Subject to conditions and limitations, the lifetime benefit amount can be increased if a rider credit is available or your contract value has increased on a rider anniversary. The principal back guarantee can also be increased if your contract value has increased on a rider anniversary.

AVAILABILITY
There are two optional SecureSource Stages riders available under your contract:

•	SecureSource Stages – Single Life

•	SecureSource Stages – Joint Life

The information in this section applies to both SecureSource Stages riders, unless otherwise noted.

For the purpose of this rider, the term “withdrawal” is equal to the term “surrender” in the contract or any riders. Withdrawals will adjust contract values and benefits in the same manner as surrenders.

The SecureSource Stages — Single Life rider covers one person. The SecureSource Stages — Joint Life Rider covers two spouses jointly who are named at contract issue. You may elect only the SecureSource Stages — Single Life rider or the SecureSource Stages — Joint Life rider, not both, and you may not switch riders later. You must elect the rider when you purchase your contract. The rider effective date will be the contract issue date.

The SecureSource Stages rider is an optional benefit that you may select, if approved in your state, for an additional annual charge if you purchase your contract on or after Nov. 30, 2009; and

•	Single Life: you are 80 or younger on the date the contract is issued; or

•	Joint Life: you and your spouse are 80 or younger on the date the contract is issued.

The SecureSource Stages riders are not available under an inherited qualified annuity.

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The SecureSource Stages rider guarantees that after the waiting period, regardless of the investment performance of your contract, you will be able to withdraw up to a certain amount each year from the contract before the annuitization start date until:

•	Single Life: death (see “At Death” heading below).

•	Joint Life: the death of the last surviving covered spouse (see “Joint Life only: Covered Spouses” and “At Death” headings below).

KEY TERMS
The key terms associated with the SecureSource Stages rider are:

Age Bands: Each age band is associated with a set of lifetime payment percentages. The covered person (Joint Life: the younger covered spouse) must be at least the youngest age shown in the first age band for the annual lifetime payment to be established. After the annual lifetime payment is established, other factors determine when you move to a higher age band.

Annual Lifetime Payment (ALP): the lifetime benefit amount available each contract year after the waiting period and after the covered person (Joint Life: the younger covered spouse) has reached the youngest age in the first age band. When the ALP is available, the annual withdrawal amount guaranteed by the rider can vary each contract year.

Annual Step-Up: an increase in the benefit base or the principal back guarantee and a possible increase in the lifetime payment percentage that is available each rider anniversary if your contract value increases, subject to certain conditions.

Benefit Base (BB): used to calculate the annual lifetime payment and the annual rider charge. The BB cannot be withdrawn in a lump sum or annuitized and is not payable as a death benefit.

Credit Base (CB): used to calculate the rider credit. The CB cannot be withdrawn or annuitized and is not payable as a death benefit.

Excess Withdrawal: (1) a withdrawal taken after the waiting period and before the annual lifetime payment is established, or (2) a withdrawal that is greater than the remaining annual lifetime payment when the annual lifetime payment is available.

Excess Withdrawal Processing: after the waiting period, a reduction in benefits if a withdrawal is taken before the annual lifetime payment is established or if a withdrawal exceeds the remaining annual lifetime payment.

Lifetime Payment Percentage: used to calculate your annual lifetime payment. Two percentages (“percentage A” and “percentage B”) are used for each age band.

Principal Back Guarantee (PBG): a guarantee that total withdrawals will not be less than purchase payments you have made, increased by annual step-ups, as long as there is no excess withdrawal or benefit reset.

Remaining Annual Lifetime Payment (RALP): as you make withdrawals during a contract year, the remaining amount that the rider guarantees will be available for withdrawal that year is reduced. Whenever the annual lifetime payment is available, the RALP is the guaranteed amount that can be withdrawn during the remainder of the current contract year.

Rider Credit: an amount that can be added to the benefit base on each of the first ten rider anniversaries, based on a rider credit percentage of 8% in year one and 6% for years two through ten, as long as no withdrawals have been taken since the rider effective date and you do not decline any annual rider fee increase. Investment performance and withdrawals in the waiting period may reduce or eliminate the benefit of any rider credits. Rider credits may result in higher rider charges that may exceed the benefit from the credits.

Waiting Period: the period of time before you can take a withdrawal without affecting benefits under the rider. The waiting period starts on the rider effective date and ends on the day prior to the third rider anniversary.

Withdrawal: the amount by which your contract value is reduced as a result of any withdrawal request. It may differ from the amount of your request due to any surrender charge and any market value adjustment.

Withdrawal Adjustment Base (WAB): one of the components used to determine the lifetime payment percentage. The WAB cannot be withdrawn or annuitized and is not payable as a death benefit.

IMPORTANT SECURESOURCE STAGES RIDER CONSIDERATIONS
You should consider whether a SecureSource Stages rider is appropriate for you taking into account the following considerations:

•	Lifetime Benefit Limitations: The lifetime benefit is subject to certain limitations, including but not limited to:

Single Life: Once the contract value equals zero, payments are made for as long as the covered person is living (see “If Contract Value Reduces to Zero” heading below). However, if the contract value is greater than zero, the lifetime benefit terminates at the first death of any owner even if the covered person is still living (see “At Death” heading below). This

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possibility may present itself when there are multiple contract owners — when one of the contract owners dies the lifetime benefit terminates even though other contract owners are still living.

Joint Life: Once the contract value equals zero, payments are made for as long as either covered spouse is living (see “If Contract Value Reduces to Zero” heading below). However, if the contract value is greater than zero, the lifetime benefit terminates at the death of the last surviving covered spouse (see “At Death” heading below).

•	Withdrawals: Please consider carefully when you start taking withdrawals from this rider. If you take any withdrawals during the 3-year waiting period, your benefits will be set to zero until the end of the waiting period when they will be reestablished based on your contract value at that time. Although your benefits will be set to zero until the end of waiting period, we will deduct rider fees, based on the anniversary contract value for the remainder of the waiting period. Any withdrawal request within the 3-year waiting period must be submitted in writing. In addition, any withdrawals in the first 10 years will terminate the rider credits. Also, after the waiting period if you withdraw more than the allowed withdrawal amount in a contract year or take withdrawals before the lifetime benefit is available (“excess withdrawal”), the guaranteed amounts under the rider may be reduced.

•	Use of Portfolio Navigator Program Required: You must be invested in one of the available PN program investment options. This requirement limits your choice of investments. This means you will not be able to allocate contract value to all of the subaccounts, GPAs or the regular fixed account that are available under the contract to contract owners who do not elect the rider. (See “Making the Most of Your Contract — Portfolio Navigator Program.”) You may allocate purchase payments to the Special DCA fixed account, when available, and we will make monthly transfers into the investment option you have chosen. You may make two elective investment option changes per contract year; we reserve the right to limit elective investment option changes if required to comply with the written instructions of a fund (see “Market Timing”).

You can allocate your contract value to any available investment option during the following times: (1) prior to your first withdrawal and (2) following a benefit reset due to an investment option change as described below but prior to any subsequent withdrawal. During these accumulation phases, you may request to change your investment option to any available investment option.

Immediately following a withdrawal your contract value will be reallocated to the target investment option as shown in your contract if your current investment option is more aggressive than the target investment option. If you are in a static model portfolio, this reallocation will be made to the applicable fund of funds investment option. This automatic reallocation is not included in the total number of allowed model portfolio changes per contract year. The target investment option is currently the Moderate investment option. We reserve the right to change the target investment option to an investment option that is more aggressive than the target investment option after 30 days written notice.

After you have taken a withdrawal and prior to any benefit reset as described below, you are in a withdrawal phase. During withdrawal phases you may request to change your investment option to the target investment option or any investment option that is more conservative than the target investment option without a benefit reset as described below. If you are in a withdrawal phase and you choose to allocate your contract value to an investment option that is more aggressive than the target or investment option, you will be in the accumulation phase again. If this is done after the waiting period, your rider benefit will be reset as follows: the BB, PBG and WAB will be reset to the contract value, if less than their current amount; and the ALP and RALP, if available, will be recalculated. You may request to change your investment option by written request on an authorized form or by another method agreed to by us.

•	Non-Cancelable: Once elected, the SecureSource Stages rider may not be cancelled (except as provided under “Rider Termination” heading below) and the fee will continue to be deducted until the contract or rider is terminated or the contract value reduces to zero (described below).

Dissolution of marriage does not terminate the SecureSource Stages — Joint Life rider and will not reduce the fee we charge for this rider. The benefit under the SecureSource Stages — Joint Life rider continues for the covered spouse who is the owner of the contract (or annuitant in the case of nonnatural or revocable trust ownership). The rider will terminate at the death of the contract owner because the original covered spouse will be unable to elect the spousal continuation provision of the contract (see “Joint Life only: Covered Spouses” below).

•	Joint Life: Limitations on Contract Owners, Annuitants and Beneficiaries: Since the joint life benefit will terminate unless the surviving covered spouse continues the contract under the spousal option to continue the contract upon the owner’s death provision, only ownership arrangements that permit such continuation are allowed at rider issue. In general, the covered spouses should be joint owners, or one covered spouse should be the owner and the other covered spouse should be named as the sole primary beneficiary.

For non-natural ownership arrangements that allow for spousal continuation one covered spouse should be the annuitant and the other covered spouse should be the sole primary beneficiary. For revocable trust ownerships, the grantor of the trust must be the annuitant and the beneficiary must either be the annuitant’s spouse or a trust that names the annuitant’s spouse

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as the sole primary beneficiary. You are responsible for establishing ownership arrangements that will allow for spousal continuation.

If you select the SecureSource Stages — Joint Life rider, please consider carefully whether or not you wish to change the beneficiary of your annuity contract. The rider will terminate if the surviving covered spouse cannot utilize the spousal continuation provision of the contract when the death benefit is payable.

•	Limitations on Purchase Payments: We reserve the right to limit the cumulative amount of purchase payments, subject to state restrictions. For current purchase payment restrictions, please see “Buying Your Contract — Purchase Payments”.

•	Interaction with Total Free Amount (FA) contract provision: The FA is the amount you are allowed to withdraw from the contract in each contract year without incurring a surrender charge (see “Charges — Surrender Charge”). The FA may be greater than the remaining annual lifetime payment under this rider. Any amount you withdraw under the contract’s FA provision that exceeds the remaining annual lifetime payment is subject to the excess withdrawal processing described below. Also, any amount you withdraw during the waiting period will set all benefits under the rider to zero until the end of the waiting period when they will be reestablished based on the contract value at that time.

You should consult your tax advisor before you select this optional rider if you have any questions about the use of the rider in your tax situation because:

•	Tax Considerations for Nonqualified Annuities: Under current federal income tax law, withdrawals under nonqualified annuities, including withdrawals taken from the contract under the terms of the rider, are treated less favorably than amounts received as annuity payments under the contract (see “Taxes — Nonqualified Annuities”). Withdrawals are taxable income to the extent of earnings. Withdrawal of earnings before age 59 1/2 may also incur a 10% IRS early withdrawal penalty. You should consult your tax advisor before you select this optional rider if you have any questions about the use of the rider in your tax situation.

•	Tax Considerations for Qualified Annuities: Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract (see “Taxes — Qualified Annuities — Required Minimum Distributions”). If you have a qualified annuity, you may need to take an RMD during the waiting period and such withdrawals will set all benefits under the rider to zero until the end of the waiting period when they will be reestablished based on the contract value at that time. While the rider permits certain excess withdrawals to be taken after the waiting period for the purpose of satisfying RMD requirements for your contract alone without reducing future benefits guaranteed under the rider, there can be no guarantee that changes in the federal income tax law after the effective date of the rider will not require a larger RMD to be taken, in which case, future guaranteed withdrawals under the rider could be reduced. See Appendix E for additional information.

•	Treatment of Civil Unions and Domestic Partners: The Federal Defense of Marriage Act (“DOMA”) does not recognize same-sex marriages or civil unions, even if permitted under applicable state law. As a result, a beneficiary of a deceased owner who was treated as married to the owner under state law and for purposes of this rider, but whose marriage is not recognized under DOMA, will be required to take distributions from the contract in the manner applicable to non-spouse beneficiaries. In some circumstances, these required distributions could substantially reduce or eliminate the value of the rider. See “Taxes — Other — Spousal status.”

•	Limitations on TSAs: Your right to take withdrawals is restricted if your contract is a TSA (see “TSA — Special Provisions”).

LIFETIME BENEFIT DESCRIPTION
Single Life only: Covered Person: the person whose life is used to determine when the annual lifetime payment is established, and the duration of the ALP payments (see “Annual Lifetime Payment (ALP)” heading below). The covered person is the oldest contract owner. If any owner is a nonnatural person (e.g., an irrevocable trust or corporation) or a revocable trust, the covered person is the oldest annuitant.

Joint Life only: Covered Spouses: the contract owner and his or her legally married spouse as defined under federal law, as named on the application for as long as the marriage is valid and in effect. If any contract owner is a nonnatural person (e.g., an irrevocable trust or corporation) or a revocable trust, the covered spouses are the annuitant and the legally married spouse of the annuitant. The covered spouses lives are used to determine when the annual lifetime payment is established, and the duration of the ALP payments (see “Annual Lifetime Payment (ALP)” heading below). The covered spouses are established on the rider effective date and cannot be changed.

Annual Lifetime Payment (ALP): the lifetime benefit amount available each contract year after the waiting period and after the covered person (Joint life: younger covered spouses) has reached age 50. When the ALP is established and at all times thereafter, the ALP is equal to the BB multiplied by the lifetime payment percentage. Anytime the lifetime payment percentage or BB changes as described below, the ALP will be recalculated. When the ALP is available, the first withdrawal taken in each contract year will set and fix the lifetime payment percentage for the remainder of the contract year.

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If you withdraw less than the ALP in a contract year, the unused portion does not carry over to future contract years.

Single Life: The ALP is established on the later of the rider effective date if the covered person has reached age 50, or the date the covered person’s attained age equals age 50. The ALP will be available on later of the rider anniversary after the waiting period, or the date the covered person’s attained age equals age 50.

Joint Life: The ALP is established on the earliest of the following dates:

•	The rider effective date if the younger covered spouse has already reached age 50.

•	The date the younger covered spouse’s attained age equals age 50.

•	Upon the first death of a covered spouse, then either: (a) the date we receive a written request when the death benefit is not payable and the surviving covered spouse has already reached age 50, (b) the date spousal continuation is effective when the death benefit is payable and the surviving covered spouse has already reached age 50, or (c) the date the surviving covered spouse reaches age 50.

•	Following dissolution of marriage of the covered spouses, then either (a) the date we receive a written request if the remaining covered spouse who is the owner (or annuitant in the case of nonnatural or revocable trust ownership) has already reached age 50, or (b) the date the remaining covered spouse who is the owner (or annuitant in the case of nonnatural or revocable trust ownership) reaches age 50.

The ALP will be available on later of the rider anniversary after the waiting period, or the date the ALP is established.

Remaining Annual Lifetime Payment (RALP): the remaining annual lifetime payment guaranteed for withdrawal after any withdrawals are made. The RALP is established at the same time as the ALP. The RALP will be zero during the waiting period. After the waiting period, the RALP equals the ALP less all withdrawals in the current contract year, but it will not be less than zero.

Lifetime Payment Percentage: used to calculate the annual lifetime payment. Two percentages are used for a given age band, percentage A or percentage B, depending on the factors described below.

For ages:

•	50-58, percentage A is 4% and percentage B is 3%.

•	59-64, percentage A is 5% and percentage B is 4%.

•	65-79, percentage A is 6% and percentage B is 5%.

•	80 and older, percentage A is 7% and percentage B is 6%.

The age band for the lifetime payment percentage is determined at the following times:

•	When the ALP is established: The age band for the lifetime payment percentage used to calculate the initial ALP is the percentage for the covered person’s attained age (Joint life: younger covered spouses attained age).

•	On the covered person’s subsequent birthdays (Joint life: younger covered spouses subsequent birthdays): Except as noted below, if the covered person’s new attained age (Joint life: younger covered spouses attained age) is in a higher age band, then the higher age band will be used to determine the appropriate lifetime payment percentage. (However, if you decline any annual rider fee increase or if a withdrawal has been taken since the ALP was made available, then the lifetime payment percentage will not change on subsequent birthdays.)

•	Upon annual step-ups (see “Annual step ups” below).

•	For the Joint life rider, upon death or change in marital status: In the event of death or dissolution of marriage: (A) If no withdrawal has been taken since the ALP was available and no annual rider fee increase has been declined, the lifetime payment percentage will be reset based on the Age Band for the remaining covered spouse’s attained age. (B) If the ALP is not established but the remaining covered spouse has reached the youngest age in the first Age Band, the remaining covered spouse’s attained age will be used to determine the age band for the lifetime payment percentage. In the event of remarriage of the covered spouses to each other, the lifetime payment percentage used is the percentage for the younger covered spouse’s attained age.

The following determines whether Percentage A or Percentage B is used for each applicable age band:

During the waiting period, percentage A will be used to determine the amount payable to beneficiaries under the principal back guarantee (PBG).

After the waiting period, a comparison of your contract value and the withdrawal adjustment base (WAB) determines whether percentage A or percentage B is used to calculate the ALP unless the percentage is fixed as described below.

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On each valuation date, if the benefit determining percentage is less than the 20% adjustment threshold, then percentage A is used in calculating your ALP, otherwise percentage B is used. The benefit determining percentage is calculated as follows, but it will not be less than zero:

1 – (a/b) where:

a = Contract value at the end of the prior valuation period

b = WAB at the end of the prior valuation period

After the ALP is available, the first withdrawal taken in each contract year will set and fix the lifetime payment percentage for the remainder of the contract year. Beginning on the next rider anniversary, the lifetime payment percentage can change on each valuation day as described above until a withdrawal is taken in that contract year.

Under certain limited situations, your Lifetime Payment Percentage will not vary each contract year. Percentage A or percentage B will be determined at the earliest of (1), (2) or (3) below and remain fixed for as long as the benefit is payable:

•	if the ALP is established, when your contract value on a rider anniversary is less than two times the benefit base (BB) multiplied by percentage B for your current age band, or

•	when the contract value reduces to zero, or

•	on the date of death (Joint life: remaining covered spouse’s date of death) when a death benefit is payable.

For certain periods of time at our discretion and on a non-discriminatory basis, your lifetime payment percentage may be set by us to percentage A if more favorable to you.

Determination of Adjustments of Benefit Values: Your lifetime benefit values and principal back guarantee (PBG) are determined at the following times and are subject to a maximum benefit base (BB), credit base (CB), withdrawal adjustment base (WAB) and PBG amount of $10 million each:

•	On the contract date: The WAB, CB, BB and PBG are set equal to the initial purchase payment.

•	When an additional purchase payment is made: Before a withdrawal is taken in the waiting period and at any time after the waiting period, the WAB, CB (unless it has been permanently set to zero), BB and PBG will be increased by the amount of each additional purchase payment.

•	When a withdrawal is taken: If the CB is greater than zero, the CB will be permanently reset to zero when the first withdrawal is taken, and there will be no additional rider credits. If the first withdrawal is taken during the waiting period, the WAB, BB and PBG will be set equal to zero until the end of the waiting period.

•	Whenever a withdrawal is taken after the waiting period:

(a) the WAB will be reduced by the “adjustment for withdrawal,” as defined below.

(b) if the ALP is established and the withdrawal is less than or equal to the RALP, the BB does not change and the PBG is reduced by the amount of the withdrawal, but it will not be less than zero.

(c) if the ALP is not established, excess withdrawal processing will occur as follows. The BB will be reduced by the “adjustment for withdrawal,” and the PBG will be reduced by the greater of the amount of the withdrawal or the “adjustment for withdrawal,” but it will not be less than zero.

(d) If the ALP is established and the withdrawal is greater than the RALP, excess withdrawal processing will occur as follows:

The PBG will be reset to the lesser of:

(i) the PBG reduced by the amount of the withdrawal, but it will not be less than zero; or

(ii) the PBG minus the RALP on the date of (but prior to) the withdrawal and further reduced by an amount calculated as follows, but it will not be less than zero:

a × b where: c

a = the amount of the withdrawal minus the RALP

b = the PBG minus the RALP on the date of (but prior to) the withdrawal

c = the contract value on the date of (but prior to) the withdrawal minus the RALP

 194  RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS

The BB will be reduced by an amount as calculated below:

d × e where: f

d = the amount of the withdrawal minus the RALP

e = the BB on the date of (but prior to) the withdrawal

f = the contract value on the date of (but prior to) the withdrawal minus the RALP.

Adjustment for Withdrawal Definition: When the WAB, PBG or BB is reduced by a withdrawal in the same proportion as the contract value is reduced, the proportional amount deducted is the “adjustment for withdrawal.” The “adjustment for withdrawal” is calculated as follows:

g × h where: i

g = the amount the contract value is reduced by the withdrawal

h = the WAB, BB or PGB (as applicable) on the date of (but prior to) the withdrawal

i = the contract value on the date of (but prior to) the withdrawal.

Rider Anniversary Processing: The following describes how the WAB, BB and PBG are calculated on rider anniversaries, subject to the maximum amount of $10 million for each, and how the lifetime payment percentage can change on rider anniversaries.

•	On the rider anniversary following the waiting period: If a withdrawal was taken during the waiting period and you did not decline any annual rider fee increase as described in the rider charges provision, the BB, WAB and PBG are reset to the contract value. If a withdrawal was taken during the waiting period and you declined any annual rider fee increase, the BB and PBG are reset to the lesser of (1) the BB or PBG (as applicable) at the time of the first withdrawal, plus any additional purchase payments since the time of the first withdrawal, minus all withdrawals, or (2) the contract value. The WAB will be reset to the BB.

•	The WAB on rider anniversaries: Unless you decline any annual rider fee increase or take a withdrawal during the waiting period, the WAB (after any rider credit is added) will be increased to the contract value, if the contract value is greater. If a withdrawal was taken during the waiting period, the WAB will be increased to the contract value, if the contract value is greater, starting on the rider anniversary following the waiting period.

Rider Credits: If you did not take any withdrawals and you did not decline any annual rider fee increase, a rider credit may be available for the first ten rider anniversaries. On the first rider anniversary, the rider credit equals the credit base (CB) 180 days following the rider effective date multiplied by 8%. On any subsequent rider credit anniversaries, the rider credit equals the CB as of the prior rider anniversary multiplied by 6%. On the first rider anniversary the BB and WAB will be set to the greater of the current BB, or the BB 180 days following the contract date increased by the rider credit and any additional purchase payments since 180 days following the rider effective date. On any subsequent rider credit anniversaries the BB and WAB will be set to the greater of the current BB, or the BB on the prior rider anniversary increased by the rider credit and any additional purchase payments since the prior rider anniversary. If the CB is greater than zero, the CB will be permanently reset to zero on the 10th rider anniversary after any adjustment to the WAB and BB, and there will be no additional rider credits.

Annual step ups: Beginning with the first rider anniversary, an annual step-up may be available. If you take any withdrawals during the waiting period, the annual step-up will not be available until the 3rd rider anniversary. If you decline any annual rider fee increase, future annual step-ups will no longer be available.

The annual step-up will be executed on any rider anniversary where the contract value is greater than the PBG or the BB after any rider credit is added. If an annual step-up is executed, the PBG, BB and lifetime payment percentage will be adjusted as follows: The PBG will be increased to the contract value, if the contract value is greater. The BB (after any rider credit is added) will be increased to the contract value, if the contract value is greater. If the covered person’s attained age (Joint Life: younger covered spouses attained age) on the rider anniversary is in a higher age band and (1) there is an increase to BB due to a step-up or (2) the BB is at the maximum of $10,000,000 so there was no step-up of the BB, then the higher age band will be used to determine the appropriate lifetime payment percentage, regardless of any prior withdrawals.

OTHER PROVISIONS
Required Minimum Distributions (RMD): If you are taking RMDs from your contract and your RMD calculated separately for your contract is greater than the remaining annual lifetime payment on the most recent contract anniversary, the portion of

RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS 195

your RMD that exceeds the benefit amount will not be subject to excess withdrawal processing provided that the following conditions are met:

•	The withdrawal is after the waiting period;

•	The annual lifetime payment is available;

•	The RMD is for your contract alone;

•	The RMD is based on your recalculated life expectancy taken from the Uniform Lifetime Table under the Code; and

•	The RMD amount is otherwise based on the requirements of section 401(a) (9), related Code provisions and regulations thereunder that were in effect on the contract date.

RMD rules follow the calendar year which most likely does not coincide with your contract year and therefore may limit when you can take your RMD and not be subject to excess withdrawal processing. A withdrawal during the waiting period will reset the benefit base, the withdrawal adjustment base and the principal back guarantee to the contract value at the end of the waiting period. After the waiting period, a withdrawal taken before the annual lifetime payment is established or withdrawing amounts greater than the remaining annual lifetime payment that do not meet these conditions will result in excess withdrawal processing. The amount in excess of the RALP that is not subject to excess withdrawal processing will be recalculated if the ALP changes due to lifetime payment percentage changes. See Appendix E for additional information.

Spousal Option to Continue the Contract upon Owner’s Death (Spousal Continuation):
Single Life: If a surviving spouse elects to continue the contract and continues the contract as the new owner under the spousal continuation provision of the contract, the SecureSource Stages — Single Life rider terminates.

Joint Life: If a surviving spouse is a covered spouse and elects the spousal continuation provision of the contract as the new owner, the SecureSource Stages — Joint Life rider also continues. The surviving covered spouse can name a new beneficiary; however, a new covered spouse cannot be added to the rider.

At the time of spousal continuation, a step-up may be available. If you decline a rider fee increase or the spousal continuation occurs during the waiting period and a withdrawal was taken, a step up is not available. All annual step-up rules (see “Rider Anniversary Processing — Annual Step-Up” heading above) also apply to the spousal continuation step-up. The WAB will be increased to the contract value if the contract value is greater. The spousal continuation step-up is processed on the valuation date spousal continuation is effective.

Rules for Surrender: Minimum account values following a surrender no longer apply to your contract. For withdrawals, the withdrawal will be taken from all accounts and the variable subaccounts in the same proportion as your interest in each bears to the contract value. You cannot specify from which accounts the withdrawal is to be taken.

If your contract value is reduced to zero, the CB, if greater than zero, will be permanently reset to zero, and there will be no additional rider credits. Also, the following will occur:

•	If the ALP is not established and if the contract value is reduced to zero as a result of fees or charges, then the owner must wait until the ALP would be established, and the ALP will be paid annually until the death of the covered person (Joint Life: both covered spouses).

•	If the ALP is established and if the contract value is reduced to zero as a result of fees or charges, or as a result of a withdrawal that is less than or equal to the RALP, then the owner will receive the ALP paid annually until the death of the covered person (Joint Life: both covered spouses).

In either case above:

–	These annualized amounts will be paid in monthly installments. If the monthly payment is less than $100, We have the right to change the frequency, but no less frequently than annually.

–	We will no longer accept additional purchase payments.

–	No more charges will be collected for the rider.

–	The current ALP is fixed for as long as payments are made.

–	The death benefit becomes the remaining schedule of annual lifetime payments, if any, until total payments to the owner and the beneficiary are equal to the PBG at the time the contract value falls to zero.

–	The amount paid in the current contract year will be reduced for any prior withdrawals in that year.

•	If the ALP is not established and if the contract value is reduced to zero as a result of a withdrawal, this rider and the contract will terminate.

•	If the ALP is established and if the contract value is reduced to zero as a result of a withdrawal that is greater than the RALP, this rider and the contract will terminate.

 196  RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS

At Death:
Single Life: If the contract is jointly owned and an owner dies when the contract value is greater than zero, the lifetime benefit for the covered person will cease even if the covered person is still living or if the contract is continued under the spousal continuation option.

Joint Life: If the death benefit becomes payable at the death of a covered spouse, the surviving covered spouse must utilize the spousal continuation option to continue the lifetime benefit. If spousal continuation is not available, the rider terminates. The lifetime benefit ends at the death of the surviving covered spouse.

If the contract value is greater than zero when the death benefit becomes payable, the beneficiary may:

•	elect to take the death benefit under the terms of the contract, or

•	elect to take the principal back guarantee available under this rider, or

•	continue the contract and the SecureSource Stages rider under the spousal continuation option.

For single and joint life, if the beneficiary elects the principal back guarantee under this rider, the following will occur:

•	If the PBG is greater than zero and the ALP is established, the ALP on the date of death will be paid until total payments to the beneficiary are equal to the PBG on the date of death.

•	If the PBG is greater than zero and the ALP is not established, the BB on the date of death multiplied by the lifetime payment percentage used for the youngest age of the covered spouses in the first age band shown on the contract data page will be paid annually until total payments to the beneficiary are equal to the PBG on the date of death.

In either of the above cases:

•	After the date of death, there will be no additional rider credits or annual step-ups.

•	The lifetime payment percentage used will be set as of the date of death.

•	The amount paid in the current contract year will be reduced for any prior withdrawals in that year.

On the date of death (Joint life: remaining covered spouse’s date of death), if the CB is greater than zero, the CB will be permanently reset to zero, and there will be no additional rider credits.

If the PBG equals zero, the benefit terminates. No further payments are made.

Contract Ownership Change:
Single Life: If allowed by state law, change of ownership is subject to our approval. If there is a change of ownership and the covered person remains the same, the rider continues with no change to any of the rider benefits. If there is a change of ownership and the covered person would be different, the rider terminates.

Joint Life: Ownership changes are only allowed between the covered spouses or their revocable trust(s) and are subject to our approval, if allowed by state law. No other ownership changes are allowed as long as the rider is in force.

Assignment: If allowed by state law, an assignment is subject to our approval.

Annuity Provisions: You can choose one of the payout options available under the contract or an alternative fixed annuity payout option available under the SecureSource Stages rider. Under the rider’s payout option, the minimum amount payable shown in Table B, will not apply and you will receive the annual lifetime payment provided by this rider until the later of the death of the covered person (Joint Life: both covered spouses) or depletion of the principal back guarantee. If you choose to receive the ALP, the amount payable each year will be equal to the annual lifetime payment on the annuitization start date. The amount paid in the current contract year will be reduced for any prior withdrawals in that year. These annualized amounts will be paid in monthly installments. If the monthly payment is less than $100, we have the right to change the frequency, but no less frequently than annually.

If you choose to receive the ALP rather than a payout option available under the contract, all other contract features, rider features and charges terminate after the annuitization start date except for the PBG.

RIDER TERMINATION
The SecureSource Stages rider cannot be terminated either by you or us except as follows:

•	Single Life: a change of ownership that would result in a different covered person will terminate the rider.

•	Single Life: after the death benefit is payable, the rider will terminate.

•	Single Life: spousal continuation will terminate the rider.

•	Joint Life: After the death benefit is payable the rider will terminate if anyone other than a covered spouse continues the contract. However, if the covered spouse continues the contract as an inherited IRA or as a beneficiary of a participant in an employer sponsored retirement plan, the rider will terminate.

•	On the annuitization start date, the rider will terminate.

RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS 197

•	You may terminate the rider if your annual rider fee would increase more than 0.25 percentage points (See “Charges — SecureSource Stages rider fee”)

•	When the contract value is reduced to zero and either the withdrawal taken when the annual lifetime payment is not established or a withdrawal in excess of the remaining annual lifetime payment is taken, the rider will terminate.

•	Termination of the contract for any reason will terminate the rider.

For an example, see Appendix D.

 198  RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS

Appendix P: Condensed Financial Information (Unaudited)

The following tables give per-unit information about the financial history of the subaccounts representing the lowest and highest total annual variable account expense combinations. The date in which operations commenced in each subaccount is noted in parentheses. The SAI contains tables that give per-unit information about the financial history of each existing subaccount. We have not provided this information for subaccounts (if any) that were not available under your contract as of Dec. 31, 2012. You may obtain a copy of the SAI without charge by contacting us at the telephone number or address listed on the first page of the prospectus.

Variable account charges of 1.40% of the daily net assets of the variable account.
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

AllianceBernstein VPS Global Thematic Growth Portfolio (Class B)(09/22/1999)
Accumulation unit value at beginning of period	$0.60	$0.79	$0.68	$0.45	$0.86	$0.73	$0.68	$0.67	$0.65	$0.46
Accumulation unit value at end of period	$0.67	$0.60	$0.79	$0.68	$0.45	$0.86	$0.73	$0.68	$0.67	$0.65
Number of accumulation units outstanding at end of period (000 omitted)	235	350	428	503	570	717	914	1,202	1,283	1,451

AllianceBernstein VPS Growth and Income Portfolio (Class B) (08/30/2002)
Accumulation unit value at beginning of period	$1.35	$1.29	$1.16	$0.98	$1.68	$1.62	$1.41	$1.36	$1.24	$0.95
Accumulation unit value at end of period	$1.57	$1.35	$1.29	$1.16	$0.98	$1.68	$1.62	$1.41	$1.36	$1.24
Number of accumulation units outstanding at end of period (000 omitted)	85	118	138	208	358	387	427	407	363	215

AllianceBernstein VPS International Value Portfolio (Class B) (04/30/2004)
Accumulation unit value at beginning of period	$0.95	$1.20	$1.17	$0.88	$1.91	$1.83	$1.38	$1.20	$1.00	—
Accumulation unit value at end of period	$1.07	$0.95	$1.20	$1.17	$0.88	$1.91	$1.83	$1.38	$1.20	—
Number of accumulation units outstanding at end of period (000 omitted)	1,779	1,925	1,887	4,304	5,706	3,754	3,031	2,056	303	—

American Century VP Inflation Protection, Class II (04/30/2004)
Accumulation unit value at beginning of period	$1.37	$1.25	$1.20	$1.11	$1.14	$1.06	$1.06	$1.05	$1.00	—
Accumulation unit value at end of period	$1.46	$1.37	$1.25	$1.20	$1.11	$1.14	$1.06	$1.06	$1.05	—
Number of accumulation units outstanding at end of period (000 omitted)	1,547	1,741	2,182	2,188	2,112	3,349	3,584	3,417	474	—

American Century VP Mid Cap Value, Class II (05/01/2007)
Accumulation unit value at beginning of period	$0.98	$1.00	$0.86	$0.67	$0.90	$1.00	—	—	—	—
Accumulation unit value at end of period	$1.13	$0.98	$1.00	$0.86	$0.67	$0.90	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	16	16	16	16	18	—	—	—	—	—

American Century VP Ultra®, Class II (05/01/2006)
Accumulation unit value at beginning of period	$1.00	$1.00	$0.88	$0.66	$1.15	$0.96	$1.00	—	—	—
Accumulation unit value at end of period	$1.12	$1.00	$1.00	$0.88	$0.66	$1.15	$0.96	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	1,477	—	—	—

American Century VP Value, Class II (04/30/2004)
Accumulation unit value at beginning of period	$1.16	$1.17	$1.05	$0.89	$1.23	$1.32	$1.13	$1.09	$1.00	—
Accumulation unit value at end of period	$1.31	$1.16	$1.17	$1.05	$0.89	$1.23	$1.32	$1.13	$1.09	—
Number of accumulation units outstanding at end of period (000 omitted)	13	13	13	13	13	12	13	13	5	—

ClearBridge Variable Small Cap Growth Portfolio – Class I (05/01/2007)
Accumulation unit value at beginning of period	$1.05	$1.05	$0.85	$0.60	$1.03	$1.00	—	—	—	—
Accumulation unit value at end of period	$1.23	$1.05	$1.05	$0.85	$0.60	$1.03	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	21	5	10	15	10	10	—	—	—	—

Columbia Variable Portfolio – Cash Management Fund (Class 3) (02/21/1995)
Accumulation unit value at beginning of period	$1.30	$1.31	$1.33	$1.35	$1.34	$1.29	$1.26	$1.24	$1.25	$1.26
Accumulation unit value at end of period	$1.28	$1.30	$1.31	$1.33	$1.35	$1.34	$1.29	$1.26	$1.24	$1.25
Number of accumulation units outstanding at end of period (000 omitted)	2,860	3,784	4,615	4,417	4,753	3,976	3,923	6,630	7,059	5,254

Columbia Variable Portfolio – Diversified Bond Fund (Class 3) (02/21/1995)
Accumulation unit value at beginning of period	$2.04	$1.94	$1.82	$1.61	$1.75	$1.68	$1.63	$1.62	$1.58	$1.53
Accumulation unit value at end of period	$2.17	$2.04	$1.94	$1.82	$1.61	$1.75	$1.68	$1.63	$1.62	$1.58
Number of accumulation units outstanding at end of period (000 omitted)	2,043	2,171	2,609	9,757	10,453	12,248	8,733	8,279	9,515	7,119

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3) (03/03/2000)
Accumulation unit value at beginning of period	$1.58	$1.69	$1.46	$1.16	$1.98	$1.86	$1.58	$1.41	$1.21	$0.87
Accumulation unit value at end of period	$1.78	$1.58	$1.69	$1.46	$1.16	$1.98	$1.86	$1.58	$1.41	$1.21
Number of accumulation units outstanding at end of period (000 omitted)	1,539	1,827	2,123	9,137	8,505	6,387	5,210	2,698	1,026	605

Columbia Variable Portfolio – Emerging Markets Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$2.00	$2.57	$2.18	$1.27	$2.78	$2.04	$1.55	$1.17	$1.00	—
Accumulation unit value at end of period	$2.38	$2.00	$2.57	$2.18	$1.27	$2.78	$2.04	$1.55	$1.17	—
Number of accumulation units outstanding at end of period (000 omitted)	430	490	474	1,632	2,462	1,621	1,522	1,033	198	—

RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS 199

Variable account charges of 1.40% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

Columbia Variable Portfolio – High Income Fund (Class 2)* (05/01/2006)
Accumulation unit value at beginning of period	$1.31	$1.24	$1.13	$0.79	$1.07	$1.07	$1.00	—	—	—
Accumulation unit value at end of period	$1.48	$1.31	$1.24	$1.13	$0.79	$1.07	$1.07	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	40	24	24	24	4	4	551	—	—	—
*Columbia Variable Portfolio – High Income Fund (Class 2) is scheduled to be merged into Columbia Variable Portfolio – Income Opportunities Fund (Class 2) on April 29, 2013.

Columbia Variable Portfolio – High Yield Bond Fund (Class 3) (08/26/1999)
Accumulation unit value at beginning of period	$1.71	$1.64	$1.46	$0.96	$1.30	$1.30	$1.19	$1.16	$1.05	$0.85
Accumulation unit value at end of period	$1.95	$1.71	$1.64	$1.46	$0.96	$1.30	$1.30	$1.19	$1.16	$1.05
Number of accumulation units outstanding at end of period (000 omitted)	971	1,146	1,400	1,627	2,018	3,017	4,475	3,380	3,074	2,699

Columbia Variable Portfolio – Income Opportunities Fund (Class 3) (05/01/2006)
Accumulation unit value at beginning of period	$1.39	$1.33	$1.19	$0.85	$1.06	$1.05	$1.00	—	—	—
Accumulation unit value at end of period	$1.57	$1.39	$1.33	$1.19	$0.85	$1.06	$1.05	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	100	111	132	5,971	3,980	3,766	782	—	—	—

Columbia Variable Portfolio – International Opportunity Fund (Class 3) (02/21/1995)
Accumulation unit value at beginning of period	$1.41	$1.63	$1.45	$1.15	$1.96	$1.76	$1.44	$1.28	$1.11	$0.88
Accumulation unit value at end of period	$1.63	$1.41	$1.63	$1.45	$1.15	$1.96	$1.76	$1.44	$1.28	$1.11
Number of accumulation units outstanding at end of period (000 omitted)	325	467	507	570	676	832	1,048	1,332	1,736	2,080

Columbia Variable Portfolio – Large Cap Growth Fund (Class 3) (05/02/2000)
Accumulation unit value at beginning of period	$0.46	$0.48	$0.41	$0.31	$0.56	$0.55	$0.50	$0.47	$0.44	$0.37
Accumulation unit value at end of period	$0.54	$0.46	$0.48	$0.41	$0.31	$0.56	$0.55	$0.50	$0.47	$0.44
Number of accumulation units outstanding at end of period (000 omitted)	444	158	198	308	1,533	1,159	411	413	471	499

Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3) (02/21/1995)
Accumulation unit value at beginning of period	$1.58	$1.53	$1.32	$1.08	$1.89	$1.86	$1.64	$1.56	$1.50	$1.18
Accumulation unit value at end of period	$1.78	$1.58	$1.53	$1.32	$1.08	$1.89	$1.86	$1.64	$1.56	$1.50
Number of accumulation units outstanding at end of period (000 omitted)	2,086	2,533	3,074	3,447	3,843	4,871	5,898	4,590	4,708	4,663

Columbia Variable Portfolio – Marsico Growth Fund (Class 1) (05/01/2007)
Accumulation unit value at beginning of period	$0.96	$1.00	$0.84	$0.67	$1.12	$1.00	—	—	—	—
Accumulation unit value at end of period	$1.07	$0.96	$1.00	$0.84	$0.67	$1.12	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	232	242	272	10,019	7,564	5,188	—	—	—	—

Columbia Variable Portfolio – Marsico International Opportunities Fund (Class 2) (05/01/2007)
Accumulation unit value at beginning of period	$0.73	$0.88	$0.79	$0.58	$1.14	$1.00	—	—	—	—
Accumulation unit value at end of period	$0.84	$0.73	$0.88	$0.79	$0.58	$1.14	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	24	26	27	27	—	—	—	—	—	—

Columbia Variable Portfolio – Mid Cap Growth Opportunity Fund (Class 3) (08/30/2002)
Accumulation unit value at beginning of period	$1.45	$1.73	$1.39	$0.86	$1.59	$1.41	$1.44	$1.32	$1.23	$1.02
Accumulation unit value at end of period	$1.59	$1.45	$1.73	$1.39	$0.86	$1.59	$1.41	$1.44	$1.32	$1.23
Number of accumulation units outstanding at end of period (000 omitted)	810	906	1,009	1,184	1,418	1,722	2,222	377	159	29

Columbia Variable Portfolio – Mid Cap Value Opportunity Fund (Class 3) (05/01/2007)
Accumulation unit value at beginning of period	$0.82	$0.91	$0.75	$0.54	$1.00	$1.00	—	—	—	—
Accumulation unit value at end of period	$0.96	$0.82	$0.91	$0.75	$0.54	$1.00	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—

Columbia Variable Portfolio – S&P 500 Index Fund (Class 3) (01/29/2003)
Accumulation unit value at beginning of period	$1.49	$1.49	$1.31	$1.06	$1.71	$1.65	$1.45	$1.41	$1.29	$1.00
Accumulation unit value at end of period	$1.70	$1.49	$1.49	$1.31	$1.06	$1.71	$1.65	$1.45	$1.41	$1.29
Number of accumulation units outstanding at end of period (000 omitted)	68	94	96	106	116	193	219	241	223	175

Columbia Variable Portfolio – Small Cap Value Fund (Class 2) (05/01/2006)
Accumulation unit value at beginning of period	$1.00	$1.08	$0.87	$0.70	$0.99	$1.03	$1.00	—	—	—
Accumulation unit value at end of period	$1.10	$1.00	$1.08	$0.87	$0.70	$0.99	$1.03	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	129	132	144	7,188	5,290	4,395	—	—	—	—

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 3) (03/03/2000)
Accumulation unit value at beginning of period	$1.25	$1.25	$1.23	$1.18	$1.23	$1.18	$1.15	$1.15	$1.16	$1.16
Accumulation unit value at end of period	$1.25	$1.25	$1.25	$1.23	$1.18	$1.23	$1.18	$1.15	$1.15	$1.16
Number of accumulation units outstanding at end of period (000 omitted)	688	803	893	2,339	2,088	2,176	2,281	2,359	2,330	1,256

Credit Suisse Trust – Commodity Return Strategy Portfolio (05/01/2007)
Accumulation unit value at beginning of period	$0.84	$0.98	$0.85	$0.72	$1.10	$1.00	—	—	—	—
Accumulation unit value at end of period	$0.81	$0.84	$0.98	$0.85	$0.72	$1.10	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	20	21	23	41	24	7	—	—	—	—

 200  RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS

Variable account charges of 1.40% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

Dreyfus Investment Portfolios Technology Growth Portfolio, Service Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.27	$1.40	$1.09	$0.71	$1.22	$1.08	$1.05	$1.03	$1.00	—
Accumulation unit value at end of period	$1.44	$1.27	$1.40	$1.09	$0.71	$1.22	$1.08	$1.05	$1.03	—
Number of accumulation units outstanding at end of period (000 omitted)	238	259	304	387	477	517	1,235	542	80	—

Dreyfus Variable Investment Fund Appreciation Portfolio, Service Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.30	$1.21	$1.06	$0.88	$1.27	$1.21	$1.06	$1.03	$1.00	—
Accumulation unit value at end of period	$1.41	$1.30	$1.21	$1.06	$0.88	$1.27	$1.21	$1.06	$1.03	—
Number of accumulation units outstanding at end of period (000 omitted)	27	30	32	58	58	58	58	58	33	—

Dreyfus Variable Investment Fund International Equity Portfolio, Service Shares (05/01/2007)
Accumulation unit value at beginning of period	$0.69	$0.83	$0.76	$0.62	$1.09	$1.00	—	—	—	—
Accumulation unit value at end of period	$0.84	$0.69	$0.83	$0.76	$0.62	$1.09	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—

Dreyfus Variable Investment Fund International Value Portfolio, Service Shares (05/01/2006)
Accumulation unit value at beginning of period	$0.71	$0.89	$0.87	$0.67	$1.09	$1.06	$1.00	—	—	—
Accumulation unit value at end of period	$0.79	$0.71	$0.89	$0.87	$0.67	$1.09	$1.06	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—

Eaton Vance VT Floating-Rate Income Fund (05/01/2007)
Accumulation unit value at beginning of period	$1.09	$1.08	$1.01	$0.71	$0.98	$1.00	—	—	—	—
Accumulation unit value at end of period	$1.16	$1.09	$1.08	$1.01	$0.71	$0.98	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	129	135	156	4,120	3,241	2,619	—	—	—	—

Fidelity® VIP Contrafund® Portfolio Service Class 2 (08/30/2002)
Accumulation unit value at beginning of period	$1.70	$1.77	$1.54	$1.15	$2.03	$1.76	$1.60	$1.39	$1.23	$0.97
Accumulation unit value at end of period	$1.94	$1.70	$1.77	$1.54	$1.15	$2.03	$1.76	$1.60	$1.39	$1.23
Number of accumulation units outstanding at end of period (000 omitted)	2,342	2,842	3,363	5,125	8,294	9,083	10,127	5,827	3,099	1,289

Fidelity® VIP Investment Grade Bond Portfolio Service Class 2 (05/01/2006)
Accumulation unit value at beginning of period	$1.29	$1.22	$1.15	$1.01	$1.07	$1.04	$1.00	—	—	—
Accumulation unit value at end of period	$1.35	$1.29	$1.22	$1.15	$1.01	$1.07	$1.04	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	206	216	257	5,166	4,823	4,731	150	—	—	—

Fidelity® VIP Mid Cap Portfolio Service Class 2 (05/01/2001)
Accumulation unit value at beginning of period	$2.12	$2.41	$1.90	$1.38	$2.32	$2.04	$1.84	$1.58	$1.29	$0.94
Accumulation unit value at end of period	$2.40	$2.12	$2.41	$1.90	$1.38	$2.32	$2.04	$1.84	$1.58	$1.29
Number of accumulation units outstanding at end of period (000 omitted)	629	812	1,103	2,608	3,630	3,308	3,045	2,336	1,901	1,151

Fidelity® VIP Overseas Portfolio Service Class 2 (01/29/2003)
Accumulation unit value at beginning of period	$1.60	$1.96	$1.77	$1.42	$2.57	$2.22	$1.91	$1.63	$1.46	$1.00
Accumulation unit value at end of period	$1.90	$1.60	$1.96	$1.77	$1.42	$2.57	$2.22	$1.91	$1.63	$1.46
Number of accumulation units outstanding at end of period (000 omitted)	481	600	625	855	968	947	1,091	906	193	1

FTVIPT Franklin Global Real Estate Securities Fund – Class 2 (09/22/1999)
Accumulation unit value at beginning of period	$1.80	$1.93	$1.62	$1.38	$2.43	$3.11	$2.61	$2.34	$1.80	$1.34
Accumulation unit value at end of period	$2.26	$1.80	$1.93	$1.62	$1.38	$2.43	$3.11	$2.61	$2.34	$1.80
Number of accumulation units outstanding at end of period (000 omitted)	211	253	310	433	475	605	706	734	760	676

FTVIPT Franklin Income Securities Fund – Class 2 (03/03/2000)
Accumulation unit value at beginning of period	$1.75	$1.74	$1.56	$1.17	$1.69	$1.65	$1.41	$1.41	$1.26	$0.97
Accumulation unit value at end of period	$1.95	$1.75	$1.74	$1.56	$1.17	$1.69	$1.65	$1.41	$1.41	$1.26
Number of accumulation units outstanding at end of period (000 omitted)	439	520	611	767	778	1,317	1,595	1,286	1,054	597

FTVIPT Templeton Global Bond Securities Fund – Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.83	$1.87	$1.66	$1.42	$1.35	$1.24	$1.11	$1.16	$1.00	—
Accumulation unit value at end of period	$2.07	$1.83	$1.87	$1.66	$1.42	$1.35	$1.24	$1.11	$1.16	—
Number of accumulation units outstanding at end of period (000 omitted)	621	705	821	4,488	4,555	5,432	3,551	1,290	196	—

FTVIPT Templeton Growth Securities Fund – Class 2 (05/01/2006)
Accumulation unit value at beginning of period	$0.80	$0.87	$0.82	$0.63	$1.11	$1.10	$1.00	—	—	—
Accumulation unit value at end of period	$0.95	$0.80	$0.87	$0.82	$0.63	$1.11	$1.10	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	44	48	51	52	59	18	6	—	—	—

Goldman Sachs VIT Mid Cap Value Fund – Institutional Shares (10/04/1999)
Accumulation unit value at beginning of period	$2.48	$2.69	$2.18	$1.66	$2.68	$2.63	$2.30	$2.06	$1.66	$1.31
Accumulation unit value at end of period	$2.90	$2.48	$2.69	$2.18	$1.66	$2.68	$2.63	$2.30	$2.06	$1.66
Number of accumulation units outstanding at end of period (000 omitted)	579	677	832	1,840	2,222	2,403	2,113	1,230	591	432

Goldman Sachs VIT Structured U.S. Equity Fund – Institutional Shares (09/22/1999)
Accumulation unit value at beginning of period	$0.93	$0.91	$0.82	$0.68	$1.10	$1.13	$1.02	$0.97	$0.85	$0.67
Accumulation unit value at end of period	$1.05	$0.93	$0.91	$0.82	$0.68	$1.10	$1.13	$1.02	$0.97	$0.85
Number of accumulation units outstanding at end of period (000 omitted)	160	244	348	522	746	1,109	1,487	1,581	1,430	1,449

RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS 201

Variable account charges of 1.40% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

Invesco V.I. American Franchise Fund, Series II Shares (04/27/2012)
Accumulation unit value at beginning of period	$1.00	—	—	—	—	—	—	—	—	—
Accumulation unit value at end of period	$0.96	—	—	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	88	—	—	—	—	—	—	—	—	—

Invesco V.I. Comstock Fund, Series II Shares (08/30/2002)
Accumulation unit value at beginning of period	$1.46	$1.51	$1.33	$1.05	$1.66	$1.72	$1.50	$1.46	$1.26	$0.98
Accumulation unit value at end of period	$1.71	$1.46	$1.51	$1.33	$1.05	$1.66	$1.72	$1.50	$1.46	$1.26
Number of accumulation units outstanding at end of period (000 omitted)	1,794	2,208	2,626	5,001	6,104	5,949	6,248	3,864	1,094	458

Invesco V.I. Global Health Care Fund, Series II Shares (05/01/2007)
Accumulation unit value at beginning of period	$0.96	$0.94	$0.91	$0.72	$1.03	$1.00	—	—	—	—
Accumulation unit value at end of period	$1.14	$0.96	$0.94	$0.91	$0.72	$1.03	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	14	—	—	—	—	—	—	—	—	—

Invesco V.I. International Growth Fund, Series II Shares (05/01/2007)
Accumulation unit value at beginning of period	$0.83	$0.90	$0.81	$0.61	$1.04	$1.00	—	—	—	—
Accumulation unit value at end of period	$0.94	$0.83	$0.90	$0.81	$0.61	$1.04	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	177	186	197	8,059	3,477	2,234	—	—	—	—

Invesco V.I. Mid Cap Growth Fund, Series II Shares (04/27/2012)
Accumulation unit value at beginning of period	$1.00	—	—	—	—	—	—	—	—	—
Accumulation unit value at end of period	$0.97	—	—	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	58	—	—	—	—	—	—	—	—	—

Janus Aspen Series Janus Portfolio: Service Shares (05/02/2000)
Accumulation unit value at beginning of period	$0.62	$0.66	$0.59	$0.44	$0.74	$0.65	$0.60	$0.58	$0.57	$0.44
Accumulation unit value at end of period	$0.72	$0.62	$0.66	$0.59	$0.44	$0.74	$0.65	$0.60	$0.58	$0.57
Number of accumulation units outstanding at end of period (000 omitted)	694	869	962	12,886	12,008	9,966	1,523	1,775	1,862	2,188

MFS® Total Return Series – Service Class (03/01/2002)
Accumulation unit value at beginning of period	$1.28	$1.27	$1.18	$1.02	$1.33	$1.29	$1.17	$1.16	$1.06	$0.93
Accumulation unit value at end of period	$1.40	$1.28	$1.27	$1.18	$1.02	$1.33	$1.29	$1.17	$1.16	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	700	881	1,125	1,365	2,120	3,307	3,207	3,304	3,221	1,510

MFS® Utilities Series – Service Class (03/01/2002)
Accumulation unit value at beginning of period	$2.57	$2.45	$2.19	$1.67	$2.72	$2.16	$1.67	$1.46	$1.14	$0.85
Accumulation unit value at end of period	$2.87	$2.57	$2.45	$2.19	$1.67	$2.72	$2.16	$1.67	$1.46	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	42	74	96	100	106	163	161	159	55	38

Morgan Stanley UIF Global Real Estate Portfolio, Class II Shares (05/01/2007)
Accumulation unit value at beginning of period	$0.69	$0.78	$0.65	$0.47	$0.85	$1.00	—	—	—	—
Accumulation unit value at end of period	$0.89	$0.69	$0.78	$0.65	$0.47	$0.85	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	42	28	30	1,824	2,687	1,243	—	—	—	—

Morgan Stanley UIF Mid Cap Growth Portfolio, Class II Shares (05/01/2007)
Accumulation unit value at beginning of period	$1.09	$1.19	$0.91	$0.59	$1.12	$1.00	—	—	—	—
Accumulation unit value at end of period	$1.17	$1.09	$1.19	$0.91	$0.59	$1.12	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—

Oppenheimer Capital Appreciation Fund/VA, Service Shares (08/30/2002)
Accumulation unit value at beginning of period	$1.29	$1.32	$1.23	$0.86	$1.61	$1.44	$1.35	$1.31	$1.25	$0.97
Accumulation unit value at end of period	$1.44	$1.29	$1.32	$1.23	$0.86	$1.61	$1.44	$1.35	$1.31	$1.25
Number of accumulation units outstanding at end of period (000 omitted)	45	56	78	93	180	289	319	300	302	167

Oppenheimer Global Fund/VA, Service Shares (05/01/2002)
Accumulation unit value at beginning of period	$1.45	$1.60	$1.40	$1.02	$1.74	$1.66	$1.43	$1.28	$1.09	$0.77
Accumulation unit value at end of period	$1.72	$1.45	$1.60	$1.40	$1.02	$1.74	$1.66	$1.43	$1.28	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	233	296	371	429	566	864	940	833	690	347

Oppenheimer Global Strategic Income Fund/VA, Service Shares (05/01/2002)
Accumulation unit value at beginning of period	$1.63	$1.64	$1.45	$1.24	$1.47	$1.36	$1.29	$1.27	$1.19	$1.03
Accumulation unit value at end of period	$1.81	$1.63	$1.64	$1.45	$1.24	$1.47	$1.36	$1.29	$1.27	$1.19
Number of accumulation units outstanding at end of period (000 omitted)	1,875	2,158	2,738	9,304	8,701	9,868	6,464	4,642	2,922	1,544

Oppenheimer Main Street Small Cap Fund®/VA, Service Shares (07/31/2002)
Accumulation unit value at beginning of period	$1.82	$1.90	$1.56	$1.16	$1.89	$1.95	$1.72	$1.59	$1.35	$0.95
Accumulation unit value at end of period	$2.12	$1.82	$1.90	$1.56	$1.16	$1.89	$1.95	$1.72	$1.59	$1.35
Number of accumulation units outstanding at end of period (000 omitted)	63	91	140	191	210	307	330	355	322	247

PIMCO VIT All Asset Portfolio, Advisor Class (05/01/2007)
Accumulation unit value at beginning of period	$1.15	$1.14	$1.03	$0.86	$1.03	$1.00	—	—	—	—
Accumulation unit value at end of period	$1.30	$1.15	$1.14	$1.03	$0.86	$1.03	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	134	145	167	4,498	6,698	6,219	—	—	—	—

 202  RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS

Variable account charges of 1.40% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

Putnam VT Global Health Care Fund – Class IB Shares (05/01/2002)
Accumulation unit value at beginning of period	$1.15	$1.18	$1.16	$0.94	$1.14	$1.17	$1.15	$1.03	$0.98	$0.84
Accumulation unit value at end of period	$1.38	$1.15	$1.18	$1.16	$0.94	$1.14	$1.17	$1.15	$1.03	$0.98
Number of accumulation units outstanding at end of period (000 omitted)	48	71	94	120	136	185	196	167	147	87

Putnam VT Small Cap Value Fund – Class IB Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.13	$1.20	$0.97	$0.74	$1.25	$1.45	$1.25	$1.19	$1.00	—
Accumulation unit value at end of period	$1.31	$1.13	$1.20	$0.97	$0.74	$1.25	$1.45	$1.25	$1.19	—
Number of accumulation units outstanding at end of period (000 omitted)	13	14	13	14	14	54	946	27	4	—

Variable Portfolio – Aggressive Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.07	$1.12	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.20	$1.07	$1.12	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	125	—	—	—	—	—	—	—	—

Variable Portfolio – Aggressive Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.07	$1.12	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.20	$1.07	$1.12	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	8,592	9,333	9,511	—	—	—	—	—	—	—

Variable Portfolio – BlackRock Global Inflation-Protected Securities Fund (Class 3) (05/01/2006)
Accumulation unit value at beginning of period	$1.27	$1.17	$1.14	$1.08	$1.09	$1.03	$1.00	—	—	—
Accumulation unit value at end of period	$1.32	$1.27	$1.17	$1.14	$1.08	$1.09	$1.03	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	222	239	288	8,475	4,590	5,249	4,355	—	—	—

Variable Portfolio – Conservative Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.06	$1.04	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.12	$1.06	$1.04	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	2,209	1,227	125	—	—	—	—	—	—	—

Variable Portfolio – Conservative Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.06	$1.04	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.12	$1.06	$1.04	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	8,658	8,368	9,048	—	—	—	—	—	—	—

Variable Portfolio – Moderate Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.08	$1.09	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.18	$1.08	$1.09	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,386	1,658	1,229	—	—	—	—	—	—	—

Variable Portfolio – Moderate Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.08	$1.09	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.18	$1.08	$1.09	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	57,190	59,483	64,190	—	—	—	—	—	—	—

Variable Portfolio – Moderately Aggressive Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.08	$1.11	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.19	$1.08	$1.11	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	353	650	227	—	—	—	—	—	—	—

Variable Portfolio – Moderately Aggressive Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.08	$1.11	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.19	$1.08	$1.11	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	27,057	32,058	35,114	—	—	—	—	—	—	—

Variable Portfolio – Moderately Conservative Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.07	$1.07	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.15	$1.07	$1.07	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,068	1,084	860	—	—	—	—	—	—	—

Variable Portfolio – Moderately Conservative Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.07	$1.07	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.15	$1.07	$1.07	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	9,559	9,729	10,627	—	—	—	—	—	—	—

Variable Portfolio – Partners Small Cap Value Fund (Class 3) (05/01/2002)
Accumulation unit value at beginning of period	$1.55	$1.64	$1.34	$0.99	$1.47	$1.57	$1.33	$1.27	$1.07	$0.79
Accumulation unit value at end of period	$1.73	$1.55	$1.64	$1.34	$0.99	$1.47	$1.57	$1.33	$1.27	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	973	1,139	1,364	1,800	2,045	2,297	2,129	2,323	692	192

Variable Portfolio – Sit Dividend Growth Fund (Class 3) (05/01/2007)
Accumulation unit value at beginning of period	$0.81	$0.85	$0.78	$0.60	$0.99	$1.00	—	—	—	—
Accumulation unit value at end of period	$0.89	$0.81	$0.85	$0.78	$0.60	$0.99	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	205	218	243	10,555	6,225	4,468	—	—	—	—

RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS 203

Variable account charges of 1.40% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003

Variable Portfolio – Victory Established Value Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.21	$1.32	$1.09	$0.81	$1.30	$1.25	$1.09	$1.10	$1.00	—
Accumulation unit value at end of period	$1.40	$1.21	$1.32	$1.09	$0.81	$1.30	$1.25	$1.09	$1.10	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—

Wanger International (09/22/1999)
Accumulation unit value at beginning of period	$2.04	$2.43	$1.97	$1.33	$2.49	$2.17	$1.60	$1.34	$1.04	$0.71
Accumulation unit value at end of period	$2.45	$2.04	$2.43	$1.97	$1.33	$2.49	$2.17	$1.60	$1.34	$1.04
Number of accumulation units outstanding at end of period (000 omitted)	183	199	215	1,491	2,249	1,387	742	484	439	2,509

Wanger USA (09/22/1999)
Accumulation unit value at beginning of period	$1.81	$1.91	$1.57	$1.12	$1.88	$1.81	$1.70	$1.55	$1.33	$0.94
Accumulation unit value at end of period	$2.15	$1.81	$1.91	$1.57	$1.12	$1.88	$1.81	$1.70	$1.55	$1.33
Number of accumulation units outstanding at end of period (000 omitted)	541	659	787	2,050	2,146	1,967	1,384	1,171	455	382

Wells Fargo Advantage VT Index Asset Allocation Fund – Class 2 (03/03/2000)
Accumulation unit value at beginning of period	$1.14	$1.09	$0.98	$0.86	$1.23	$1.15	$1.04	$1.01	$0.94	$0.78
Accumulation unit value at end of period	$1.27	$1.14	$1.09	$0.98	$0.86	$1.23	$1.15	$1.04	$1.01	$0.94
Number of accumulation units outstanding at end of period (000 omitted)	669	648	844	989	1,141	1,532	1,765	1,736	1,457	1,313

Wells Fargo Advantage VT International Equity Fund – Class 2 (07/31/2002)
Accumulation unit value at beginning of period	$1.43	$1.66	$1.44	$1.27	$2.20	$1.95	$1.61	$1.41	$1.20	$0.93
Accumulation unit value at end of period	$1.59	$1.43	$1.66	$1.44	$1.27	$2.20	$1.95	$1.61	$1.41	$1.20
Number of accumulation units outstanding at end of period (000 omitted)	197	277	324	434	491	679	717	623	663	493

Wells Fargo Advantage VT Intrinsic Value Fund – Class 2 (03/03/2000)
Accumulation unit value at beginning of period	$1.10	$1.14	$1.01	$0.88	$1.41	$1.39	$1.19	$1.14	$1.04	$0.84
Accumulation unit value at end of period	$1.29	$1.10	$1.14	$1.01	$0.88	$1.41	$1.39	$1.19	$1.14	$1.04
Number of accumulation units outstanding at end of period (000 omitted)	797	995	1,173	1,566	1,247	1,750	1,970	2,186	1,526	1,128

Wells Fargo Advantage VT Omega Growth Fund – Class 2 (07/31/2002)
Accumulation unit value at beginning of period	$1.82	$1.96	$1.66	$1.17	$1.64	$1.49	$1.43	$1.40	$1.33	$0.96
Accumulation unit value at end of period	$2.17	$1.82	$1.96	$1.66	$1.17	$1.64	$1.49	$1.43	$1.40	$1.33
Number of accumulation units outstanding at end of period (000 omitted)	1,453	1,779	2,121	276	333	464	531	573	580	441

Wells Fargo Advantage VT Opportunity Fund – Class 2 (08/26/2011)
Accumulation unit value at beginning of period	$1.05	$1.00	—	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.19	$1.05	—	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	356	501	—	—	—	—	—	—	—	—

Wells Fargo Advantage VT Small Cap Growth Fund – Class 2 (03/03/2000)
Accumulation unit value at beginning of period	$0.58	$0.62	$0.49	$0.33	$0.57	$0.50	$0.42	$0.40	$0.35	$0.25
Accumulation unit value at end of period	$0.62	$0.58	$0.62	$0.49	$0.33	$0.57	$0.50	$0.42	$0.40	$0.35
Number of accumulation units outstanding at end of period (000 omitted)	490	627	785	586	966	992	1,281	1,363	1,351	1,424

Wells Fargo Advantage VT Total Return Bond Fund – Class 2 (03/03/2000)
Accumulation unit value at beginning of period	$1.78	$1.67	$1.58	$1.43	$1.42	$1.35	$1.32	$1.31	$1.28	$1.19
Accumulation unit value at end of period	$1.86	$1.78	$1.67	$1.58	$1.43	$1.42	$1.35	$1.32	$1.31	$1.28
Number of accumulation units outstanding at end of period (000 omitted)	1,602	1,785	2,234	2,406	2,685	3,965	5,543	2,193	622	225

Variable account charges of 2.10% of the daily net assets of the variable account.
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004

AllianceBernstein VPS Global Thematic Growth Portfolio (Class B) (05/01/2007)
Accumulation unit value at beginning of period	$0.77	$1.03	$0.89	$0.59	$1.15	$1.00	—	—	—
Accumulation unit value at end of period	$0.86	$0.77	$1.03	$0.89	$0.59	$1.15	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

AllianceBernstein VPS Growth and Income Portfolio (Class B) (04/30/2004)
Accumulation unit value at beginning of period	$1.02	$0.98	$0.89	$0.75	$1.30	$1.26	$1.10	$1.08	$1.00
Accumulation unit value at end of period	$1.17	$1.02	$0.98	$0.89	$0.75	$1.30	$1.26	$1.10	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	1	1	1	1	1	1	1	2	19

AllianceBernstein VPS International Value Portfolio (Class B) (04/30/2004)
Accumulation unit value at beginning of period	$0.90	$1.14	$1.12	$0.85	$1.86	$1.80	$1.36	$1.19	$1.00
Accumulation unit value at end of period	$1.01	$0.90	$1.14	$1.12	$0.85	$1.86	$1.80	$1.36	$1.19
Number of accumulation units outstanding at end of period (000 omitted)	969	1,095	1,143	2,948	3,883	2,568	1,868	1,180	367

American Century VP Mid Cap Value, Class II (05/01/2007)
Accumulation unit value at beginning of period	$0.95	$0.98	$0.84	$0.66	$0.89	$1.00	—	—	—
Accumulation unit value at end of period	$1.08	$0.95	$0.98	$0.84	$0.66	$0.89	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	7	7	7	7	6	—	—	—	—

 204  RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS

Variable account charges of 2.10% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004

American Century VP Ultra®, Class II (04/30/2004)
Accumulation unit value at beginning of period	$1.00	$1.01	$0.89	$0.68	$1.18	$1.00	$1.06	$1.06	$1.00
Accumulation unit value at end of period	$1.11	$1.00	$1.01	$0.89	$0.68	$1.18	$1.00	$1.06	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	572	671	830	972	1,039	1,098	3,076	1,002	303

American Century VP Value, Class II (04/30/2004)
Accumulation unit value at beginning of period	$1.10	$1.12	$1.01	$0.86	$1.20	$1.29	$1.12	$1.09	$1.00
Accumulation unit value at end of period	$1.24	$1.10	$1.12	$1.01	$0.86	$1.20	$1.29	$1.12	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

ClearBridge Variable Small Cap Growth Portfolio – Class I (05/01/2007)
Accumulation unit value at beginning of period	$1.01	$1.02	$0.83	$0.60	$1.03	$1.00	—	—	—
Accumulation unit value at end of period	$1.19	$1.01	$1.02	$0.83	$0.60	$1.03	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Columbia Variable Portfolio – Cash Management Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$0.99	$1.01	$1.03	$1.05	$1.05	$1.02	$1.00	$0.99	$1.00
Accumulation unit value at end of period	$0.97	$0.99	$1.01	$1.03	$1.05	$1.05	$1.02	$1.00	$0.99
Number of accumulation units outstanding at end of period (000 omitted)	289	1,125	1,266	2,602	959	883	744	237	4

Columbia Variable Portfolio – Diversified Bond Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.24	$1.18	$1.11	$1.00	$1.08	$1.05	$1.03	$1.03	$1.00
Accumulation unit value at end of period	$1.30	$1.24	$1.18	$1.11	$1.00	$1.08	$1.05	$1.03	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	255	419	533	7,805	7,577	7,791	5,167	31	20

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.23	$1.32	$1.16	$0.93	$1.59	$1.50	$1.28	$1.15	$1.00
Accumulation unit value at end of period	$1.37	$1.23	$1.32	$1.16	$0.93	$1.59	$1.50	$1.28	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	954	1,184	1,424	6,746	6,318	4,403	3,648	1,145	12

Columbia Variable Portfolio – Emerging Markets Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.90	$2.45	$2.09	$1.23	$2.71	$2.00	$1.53	$1.17	$1.00
Accumulation unit value at end of period	$2.24	$1.90	$2.45	$2.09	$1.23	$2.71	$2.00	$1.53	$1.17
Number of accumulation units outstanding at end of period (000 omitted)	338	389	416	1,345	1,926	1,273	1,208	706	264

Columbia Variable Portfolio – High Income Fund (Class 2)* (04/28/2006)
Accumulation unit value at beginning of period	$1.26	$1.20	$1.10	$0.78	$1.06	$1.06	$1.00	—	—
Accumulation unit value at end of period	$1.41	$1.26	$1.20	$1.10	$0.78	$1.06	$1.06	—	—
Number of accumulation units outstanding at end of period (000 omitted)	298	386	501	564	677	840	1,798	—	—
*Columbia Variable Portfolio – High Income Fund (Class 2) is scheduled to be merged into Columbia Variable Portfolio – Income Opportunities Fund (Class 2) on April 29, 2013.

Columbia Variable Portfolio – High Yield Bond Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.52	$1.47	$1.31	$0.87	$1.19	$1.19	$1.10	$1.08	$1.00
Accumulation unit value at end of period	$1.72	$1.52	$1.47	$1.31	$0.87	$1.19	$1.19	$1.10	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	209	267	385	579	748	899	1,062	683	196

Columbia Variable Portfolio – Income Opportunities Fund (Class 3) (06/01/2004)
Accumulation unit value at beginning of period	$1.50	$1.44	$1.30	$0.93	$1.18	$1.17	$1.11	$1.09	$1.00
Accumulation unit value at end of period	$1.69	$1.50	$1.44	$1.30	$0.93	$1.18	$1.17	$1.11	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	55	119	184	3,633	2,386	2,246	1,168	—	—

Columbia Variable Portfolio – International Opportunity Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.19	$1.38	$1.24	$0.99	$1.70	$1.54	$1.27	$1.14	$1.00
Accumulation unit value at end of period	$1.37	$1.19	$1.38	$1.24	$0.99	$1.70	$1.54	$1.27	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Columbia Variable Portfolio – Large Cap Growth Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$0.99	$1.05	$0.91	$0.68	$1.25	$1.24	$1.14	$1.07	$1.00
Accumulation unit value at end of period	$1.17	$0.99	$1.05	$0.91	$0.68	$1.25	$1.24	$1.14	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	32	48	52	118	316	203	—	—	—

Columbia Variable Portfolio – Large Core Quantitative Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.01	$0.98	$0.85	$0.70	$1.24	$1.23	$1.09	$1.05	$1.00
Accumulation unit value at end of period	$1.13	$1.01	$0.98	$0.85	$0.70	$1.24	$1.23	$1.09	$1.05
Number of accumulation units outstanding at end of period (000 omitted)	780	1,000	1,375	1,651	1,706	1,699	1,950	2,164	1,042

Columbia Variable Portfolio – Marsico Growth Fund (Class 1) (05/01/2007)
Accumulation unit value at beginning of period	$0.93	$0.98	$0.82	$0.66	$1.12	$1.00	—	—	—
Accumulation unit value at end of period	$1.03	$0.93	$0.98	$0.82	$0.66	$1.12	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	108	187	231	6,690	4,924	3,253	—	—	—

RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS 205

Variable account charges of 2.10% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004

Columbia Variable Portfolio – Marsico International Opportunities Fund (Class 2) (05/01/2007)
Accumulation unit value at beginning of period	$0.70	$0.86	$0.77	$0.57	$1.13	$1.00	—	—	—
Accumulation unit value at end of period	$0.81	$0.70	$0.86	$0.77	$0.57	$1.13	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	16	16	16	16	13	—	—	—	—

Columbia Variable Portfolio – Mid Cap Value Opportunity Fund (Class 3) (05/01/2007)
Accumulation unit value at beginning of period	$0.79	$0.88	$0.74	$0.53	$0.99	$1.00	—	—	—
Accumulation unit value at end of period	$0.92	$0.79	$0.88	$0.74	$0.53	$0.99	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	8	8	8	8	7	—	—	—	—

Columbia Variable Portfolio – S&P 500 Index Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.09	$1.10	$0.98	$0.79	$1.28	$1.25	$1.11	$1.08	$1.00
Accumulation unit value at end of period	$1.23	$1.09	$1.10	$0.98	$0.79	$1.28	$1.25	$1.11	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	22	30	63	7	—

Columbia Variable Portfolio – Small Cap Value Fund (Class 2) (04/30/2004)
Accumulation unit value at beginning of period	$1.31	$1.43	$1.15	$0.94	$1.34	$1.41	$1.20	$1.16	$1.00
Accumulation unit value at end of period	$1.43	$1.31	$1.43	$1.15	$0.94	$1.34	$1.41	$1.20	$1.16
Number of accumulation units outstanding at end of period (000 omitted)	77	122	136	3,544	2,710	2,205	4	—	—

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.02	$1.03	$1.02	$0.99	$1.04	$1.01	$0.99	$0.99	$1.00
Accumulation unit value at end of period	$1.02	$1.02	$1.03	$1.02	$0.99	$1.04	$1.01	$0.99	$0.99
Number of accumulation units outstanding at end of period (000 omitted)	237	317	475	1,632	928	951	794	390	75

Credit Suisse Trust – Commodity Return Strategy Portfolio (05/01/2007)
Accumulation unit value at beginning of period	$0.81	$0.95	$0.83	$0.71	$1.10	$1.00	—	—	—
Accumulation unit value at end of period	$0.78	$0.81	$0.95	$0.83	$0.71	$1.10	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	10	10	11	11	7	5	—	—	—

Dreyfus Variable Investment Fund International Equity Portfolio, Service Shares (05/01/2007)
Accumulation unit value at beginning of period	$0.67	$0.81	$0.75	$0.61	$1.09	$1.00	—	—	—
Accumulation unit value at end of period	$0.81	$0.67	$0.81	$0.75	$0.61	$1.09	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Dreyfus Variable Investment Fund International Value Portfolio, Service Shares (04/30/2004)
Accumulation unit value at beginning of period	$0.96	$1.21	$1.19	$0.93	$1.52	$1.49	$1.24	$1.14	$1.00
Accumulation unit value at end of period	$1.06	$0.96	$1.21	$1.19	$0.93	$1.52	$1.49	$1.24	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Eaton Vance VT Floating-Rate Income Fund (05/01/2007)
Accumulation unit value at beginning of period	$1.06	$1.06	$0.99	$0.70	$0.98	$1.00	—	—	—
Accumulation unit value at end of period	$1.11	$1.06	$1.06	$0.99	$0.70	$0.98	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	47	72	100	2,636	2,023	1,799	—	—	—

Fidelity® VIP Contrafund® Portfolio Service Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.28	$1.35	$1.18	$0.89	$1.58	$1.38	$1.26	$1.10	$1.00
Accumulation unit value at end of period	$1.46	$1.28	$1.35	$1.18	$0.89	$1.58	$1.38	$1.26	$1.10
Number of accumulation units outstanding at end of period (000 omitted)	1,443	1,778	2,267	3,812	6,343	6,113	6,881	2,677	818

Fidelity® VIP Investment Grade Bond Portfolio Service Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.26	$1.20	$1.14	$1.01	$1.07	$1.05	$1.03	$1.03	$1.00
Accumulation unit value at end of period	$1.30	$1.26	$1.20	$1.14	$1.01	$1.07	$1.05	$1.03	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	733	917	1,193	4,611	4,369	5,217	2,104	1,449	257

Fidelity® VIP Mid Cap Portfolio Service Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.55	$1.77	$1.41	$1.03	$1.74	$1.54	$1.40	$1.21	$1.00
Accumulation unit value at end of period	$1.73	$1.55	$1.77	$1.41	$1.03	$1.74	$1.54	$1.40	$1.21
Number of accumulation units outstanding at end of period (000 omitted)	167	202	254	1,551	2,267	1,493	1,028	275	36

Fidelity® VIP Overseas Portfolio Service Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.02	$1.26	$1.14	$0.93	$1.69	$1.47	$1.28	$1.10	$1.00
Accumulation unit value at end of period	$1.21	$1.02	$1.26	$1.14	$0.93	$1.69	$1.47	$1.28	$1.10
Number of accumulation units outstanding at end of period (000 omitted)	344	401	441	570	644	620	854	742	388

FTVIPT Franklin Income Securities Fund – Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.32	$1.32	$1.20	$0.90	$1.31	$1.29	$1.11	$1.12	$1.00
Accumulation unit value at end of period	$1.46	$1.32	$1.32	$1.20	$0.90	$1.31	$1.29	$1.11	$1.12
Number of accumulation units outstanding at end of period (000 omitted)	148	151	155	211	288	291	261	59	12

FTVIPT Templeton Global Bond Securities Fund – Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$1.73	$1.78	$1.59	$1.37	$1.32	$1.21	$1.10	$1.16	$1.00
Accumulation unit value at end of period	$1.95	$1.73	$1.78	$1.59	$1.37	$1.32	$1.21	$1.10	$1.16
Number of accumulation units outstanding at end of period (000 omitted)	502	632	805	3,313	3,291	4,169	3,093	1,162	295

 206  RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS

Variable account charges of 2.10% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004

FTVIPT Templeton Growth Securities Fund – Class 2 (04/30/2004)
Accumulation unit value at beginning of period	$0.99	$1.09	$1.03	$0.80	$1.42	$1.42	$1.19	$1.12	$1.00
Accumulation unit value at end of period	$1.17	$0.99	$1.09	$1.03	$0.80	$1.42	$1.42	$1.19	$1.12
Number of accumulation units outstanding at end of period (000 omitted)	107	109	134	135	138	120	44	7	—

Goldman Sachs VIT Mid Cap Value Fund – Institutional Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.37	$1.49	$1.22	$0.93	$1.51	$1.50	$1.32	$1.19	$1.00
Accumulation unit value at end of period	$1.58	$1.37	$1.49	$1.22	$0.93	$1.51	$1.50	$1.32	$1.19
Number of accumulation units outstanding at end of period (000 omitted)	449	553	671	1,899	2,327	2,412	2,053	924	317

Goldman Sachs VIT Structured U.S. Equity Fund – Institutional Shares (05/01/2007)
Accumulation unit value at beginning of period	$0.77	$0.76	$0.68	$0.58	$0.93	$1.00	—	—	—
Accumulation unit value at end of period	$0.86	$0.77	$0.76	$0.68	$0.58	$0.93	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Invesco V.I. American Franchise Fund, Series II Shares (04/27/2012)
Accumulation unit value at beginning of period	$1.00	—	—	—	—	—	—	—	—
Accumulation unit value at end of period	$0.96	—	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	24	—	—	—	—	—	—	—	—

Invesco V.I. Comstock Fund, Series II Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.07	$1.12	$0.99	$0.78	$1.25	$1.31	$1.15	$1.13	$1.00
Accumulation unit value at end of period	$1.25	$1.07	$1.12	$0.99	$0.78	$1.25	$1.31	$1.15	$1.13
Number of accumulation units outstanding at end of period (000 omitted)	1,773	2,197	2,697	4,887	5,937	5,631	5,950	3,199	890

Invesco V.I. Global Health Care Fund, Series II Shares (05/01/2007)
Accumulation unit value at beginning of period	$0.93	$0.92	$0.89	$0.72	$1.03	$1.00	—	—	—
Accumulation unit value at end of period	$1.10	$0.93	$0.92	$0.89	$0.72	$1.03	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Invesco V.I. International Growth Fund, Series II Shares (05/01/2007)
Accumulation unit value at beginning of period	$0.80	$0.88	$0.80	$0.60	$1.04	$1.00	—	—	—
Accumulation unit value at end of period	$0.90	$0.80	$0.88	$0.80	$0.60	$1.04	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	84	153	179	5,423	2,489	1,537	—	—	—

Invesco V.I. Mid Cap Growth Fund, Series II Shares (04/27/2012)
Accumulation unit value at beginning of period	$1.00	—	—	—	—	—	—	—	—
Accumulation unit value at end of period	$0.97	—	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Janus Aspen Series Janus Portfolio: Service Shares (05/01/2007)
Accumulation unit value at beginning of period	$0.85	$0.92	$0.82	$0.62	$1.05	$1.00	—	—	—
Accumulation unit value at end of period	$0.99	$0.85	$0.92	$0.82	$0.62	$1.05	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	84	162	193	5,730	5,119	3,863	—	—	—

MFS® Total Return Series – Service Class (04/30/2004)
Accumulation unit value at beginning of period	$1.14	$1.14	$1.06	$0.92	$1.21	$1.19	$1.09	$1.09	$1.00
Accumulation unit value at end of period	$1.23	$1.14	$1.14	$1.06	$0.92	$1.21	$1.19	$1.09	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	12	12	12	31	30	30	30	33	41

MFS® Utilities Series – Service Class (04/30/2004)
Accumulation unit value at beginning of period	$2.08	$1.99	$1.79	$1.38	$2.26	$1.81	$1.41	$1.24	$1.00
Accumulation unit value at end of period	$2.30	$2.08	$1.99	$1.79	$1.38	$2.26	$1.81	$1.41	$1.24
Number of accumulation units outstanding at end of period (000 omitted)	46	48	50	107	80	63	29	—	—

Morgan Stanley UIF Global Real Estate Portfolio, Class II Shares (05/01/2007)
Accumulation unit value at beginning of period	$0.67	$0.76	$0.64	$0.46	$0.84	$1.00	—	—	—
Accumulation unit value at end of period	$0.85	$0.67	$0.76	$0.64	$0.46	$0.84	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	24	42	45	1,250	1,786	771	—	—	—

Morgan Stanley UIF Mid Cap Growth Portfolio, Class II Shares (05/01/2007)
Accumulation unit value at beginning of period	$1.06	$1.16	$0.90	$0.58	$1.12	$1.00	—	—	—
Accumulation unit value at end of period	$1.12	$1.06	$1.16	$0.90	$0.58	$1.12	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	57	57	—	—	—	—	—	—	—

Oppenheimer Capital Appreciation Fund/VA, Service Shares (04/30/2004)
Accumulation unit value at beginning of period	$0.99	$1.02	$0.96	$0.68	$1.28	$1.14	$1.09	$1.06	$1.00
Accumulation unit value at end of period	$1.10	$0.99	$1.02	$0.96	$0.68	$1.28	$1.14	$1.09	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	678	791	988	1,061	1,218	1,209	1,390	1,125	320

Oppenheimer Global Fund/VA, Service Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.24	$1.38	$1.22	$0.90	$1.53	$1.47	$1.28	$1.15	$1.00
Accumulation unit value at end of period	$1.47	$1.24	$1.38	$1.22	$0.90	$1.53	$1.47	$1.28	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	6	14	14	24	22	22	22	14	—

RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS 207

Variable account charges of 2.10% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004

Oppenheimer Global Strategic Income Fund/VA, Service Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.30	$1.32	$1.17	$1.01	$1.21	$1.12	$1.07	$1.07	$1.00
Accumulation unit value at end of period	$1.44	$1.30	$1.32	$1.17	$1.01	$1.21	$1.12	$1.07	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	785	1,033	1,290	6,485	5,630	6,179	3,663	1,908	552

Oppenheimer Main Street Small Cap Fund®/VA, Service Shares (04/30/2004)
Accumulation unit value at beginning of period	$1.27	$1.33	$1.10	$0.82	$1.35	$1.40	$1.25	$1.16	$1.00
Accumulation unit value at end of period	$1.46	$1.27	$1.33	$1.10	$0.82	$1.35	$1.40	$1.25	$1.16
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

PIMCO VIT All Asset Portfolio, Advisor Class (05/01/2007)
Accumulation unit value at beginning of period	$1.11	$1.12	$1.01	$0.85	$1.03	$1.00	—	—	—
Accumulation unit value at end of period	$1.25	$1.11	$1.12	$1.01	$0.85	$1.03	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	48	88	114	2,958	4,286	4,060	—	—	—

Variable Portfolio – Aggressive Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.06	$1.11	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.18	$1.06	$1.11	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	93	194	—	—	—	—	—	—	—

Variable Portfolio – Aggressive Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.06	$1.11	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.18	$1.06	$1.11	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	4,710	5,125	5,722	—	—	—	—	—	—

Variable Portfolio – BlackRock Global Inflation-Protected Securities Fund (Class 3) (05/01/2006)
Accumulation unit value at beginning of period	$1.22	$1.13	$1.11	$1.06	$1.08	$1.02	$1.00	—	—
Accumulation unit value at end of period	$1.26	$1.22	$1.13	$1.11	$1.06	$1.08	$1.02	—	—
Number of accumulation units outstanding at end of period (000 omitted)	175	286	378	5,689	3,061	3,486	3,284	—	—

Variable Portfolio – Conservative Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.05	$1.04	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.10	$1.05	$1.04	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	780	801	—	—	—	—	—	—	—

Variable Portfolio – Conservative Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.05	$1.04	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.10	$1.05	$1.04	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	5,610	6,482	8,040	—	—	—	—	—	—

Variable Portfolio – Moderate Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.07	$1.08	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.16	$1.07	$1.08	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	2,470	2,061	1,347	—	—	—	—	—	—

Variable Portfolio – Moderate Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.07	$1.08	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.16	$1.07	$1.08	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	30,576	33,819	37,728	—	—	—	—	—	—

Variable Portfolio – Moderately Aggressive Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.06	$1.10	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.17	$1.06	$1.10	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	179	208	185	—	—	—	—	—	—

Variable Portfolio – Moderately Aggressive Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.07	$1.10	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.17	$1.07	$1.10	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	15,217	17,486	19,238	—	—	—	—	—	—

Variable Portfolio – Moderately Conservative Portfolio (Class 2) (05/07/2010)
Accumulation unit value at beginning of period	$1.06	$1.06	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.13	$1.06	$1.06	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,211	1,201	209	—	—	—	—	—	—

Variable Portfolio – Moderately Conservative Portfolio (Class 4) (05/07/2010)
Accumulation unit value at beginning of period	$1.06	$1.06	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.13	$1.06	$1.06	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	6,966	7,016	7,951	—	—	—	—	—	—

Variable Portfolio – Partners Small Cap Value Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.33	$1.42	$1.17	$0.87	$1.30	$1.40	$1.19	$1.15	$1.00
Accumulation unit value at end of period	$1.48	$1.33	$1.42	$1.17	$0.87	$1.30	$1.40	$1.19	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	664	781	966	1,307	1,543	1,737	1,608	1,538	533

 208  RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS

Variable account charges of 2.10% of the daily net assets of the variable account. (continued)
Year ended Dec. 31,	2012	2011	2010	2009	2008	2007	2006	2005	2004

Variable Portfolio – Sit Dividend Growth Fund (Class 3) (05/01/2007)
Accumulation unit value at beginning of period	$0.79	$0.83	$0.76	$0.59	$0.99	$1.00	—	—	—
Accumulation unit value at end of period	$0.85	$0.79	$0.83	$0.76	$0.59	$0.99	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	111	206	243	7,096	4,344	3,056	—	—	—

Variable Portfolio – Victory Established Value Fund (Class 3) (04/30/2004)
Accumulation unit value at beginning of period	$1.15	$1.26	$1.05	$0.79	$1.27	$1.22	$1.08	$1.09	$1.00
Accumulation unit value at end of period	$1.32	$1.15	$1.26	$1.05	$0.79	$1.27	$1.22	$1.08	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	—	5	5	5	5	3	3	—	—

Wanger International (04/30/2004)
Accumulation unit value at beginning of period	$1.74	$2.09	$1.71	$1.16	$2.18	$1.92	$1.43	$1.20	$1.00
Accumulation unit value at end of period	$2.08	$1.74	$2.09	$1.71	$1.16	$2.18	$1.92	$1.43	$1.20
Number of accumulation units outstanding at end of period (000 omitted)	263	332	360	1,418	2,018	1,224	1,154	648	213

Wanger USA (04/30/2004)
Accumulation unit value at beginning of period	$1.28	$1.36	$1.12	$0.81	$1.37	$1.32	$1.25	$1.15	$1.00
Accumulation unit value at end of period	$1.51	$1.28	$1.36	$1.12	$0.81	$1.37	$1.32	$1.25	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	380	460	587	1,785	1,833	1,633	1,011	769	250

RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS 209

Table of Contents of the Statement of Additional Information

Calculating Annuity Payouts	p. 3

Rating Agencies	p. 4

Revenues Received During Calendar Year 2012	p. 4

Principal Underwriter	p. 5

Independent Registered Public Accounting Firms	p. 5

Condensed Financial Information (Unaudited)	p. 6

Financial Statements

 210  RIVERSOURCE BUILDER SELECT VARIABLE ANNUITY — PROSPECTUS

RiverSource Life Insurance Company
829 Ameriprise Financial Center
Minneapolis, MN 55474
1-800-333-3437

RiverSource Distributors, Inc. (Distributor), Member FINRA.
Insurance and annuity products are issued by RiverSource Life Insurance Company.

©2008-2013 RiverSource Life Insurance Company. All rights reserved.
45303 P (4/13)

PART II.
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution

	ESTIMATED
ITEM OF EXPENSE	EXPENSE
Registration fees	$0
Federal taxes	N/A
State taxes and fees (based on 50 state average)	N/A
Printing and filing fees	$2,900	*
Legal fees	$11,000	*
Accounting fees	N/A
Audit fees	$2,000	*

*	Estimated expense.
Item 15. Indemnification
The amended By-Laws of the depositor provide that the depositor will indemnify, to the fullest extent now or hereafter provided for or permitted by law, each person involved in, or made or threatened to be made a party to, any action, suit, claim or proceeding, whether civil or criminal, including any investigative, administrative, legislative, or other proceeding, and including any action by or in the right of the depositor or any other corporation, or any partnership, joint venture, trust, employee benefit plan, or other enterprise (any such entity, other than the depositor, being hereinafter referred to as an “Enterprise”), and including appeals therein (any such action or process being hereinafter referred to as a “Proceeding”), by reason of the fact that such person, such person’s testator or intestate (i) is or was a director or officer of the depositor, or (ii) is or was serving, at the request of the depositor, as a director, officer, or in any other capacity, or any other Enterprise, against any and all judgments, amounts paid in settlement, and expenses, including attorney’s fees, actually and reasonably incurred as a result of or in connection with any Proceeding, except as provided below.
No indemnification will be made to or on behalf of any such person if a judgment or other final adjudication adverse to such person establishes that such person’s acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that such person personally gained in fact a financial profit or other advantage to which such person was not legally entitled. In addition, no indemnification will be made with respect to any Proceeding initiated by any such person against the depositor, or a director or officer of the depositor, other than to enforce the terms of this indemnification provision, unless such Proceeding was authorized by the Board of Directors of the depositor. Further, no indemnification will be made with respect to any settlement or compromise of any Proceeding unless and until the depositor has consented to such settlement or compromise.
The depositor may, from time to time, with the approval of the Board of Directors, and to the extent authorized, grant rights to indemnification, and to the advancement of expenses, to any employee or agent of the depositor or to any person serving at the request of the depositor as a director or officer, or in any other capacity, of any other Enterprise, to the fullest extent of the provisions with respect to the indemnification and advancement of expenses of directors and officers of the depositor.
Insofar as indemnification for liability arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the depositor or the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
Item 16. (a) Exhibits

1.	Principal Underwriter Agreement for RiverSource Life Insurance Company Variable Annuities and Variable Life Insurance Between RiverSource Distributors, Inc. and RiverSource Life Insurance Company, filed as Exhibit 3.1 to the Initial Registration Statement on Form N-4 for RiverSource Variable Annuity Account, File No. 333-139760 on January 3, 2007, is incorporated by reference.

2.	Certificate of Merger of IDS Life Insurance Company and Articles of Merger of IDS Life Insurance Company and American Enterprise Life Insurance Company, filed as Exhibit 2 to the Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 for RiverSource Life Insurance Company, File No. 333-139776, on April 24, 2007, is incorporated by reference.

3.1	Copy of Amended and Restated By-Laws of RiverSource Life Insurance Company, filed as Exhibit 27(f)(2) to Post-Effective Amendment No. 28 to the Registration Statement on Form N-6, File No. 333-69777, on January 3, 2007, is incorporated by reference.

3.2	Consent in writing in lieu of a meeting of the Board of Directors of American Enterprise Life Insurance Company establishing the American Enterprise MVA Account dated Aug. 18, 1999, filed as Exhibit 3.3 to RiverSource Life Insurance Company’s Initial Registration Statement on Form S-1, No. 333-86297, filed on Aug. 31, 1999, is incorporated by reference.

3.3	Copy of Certificate of Amendment of Certificate of Incorporation of IDS Life Insurance Company dated June 22, 2006. Incorporated by reference to Exhibit 27(f)(1) to Post-Effective Amendment No. 28 to the Registration Statement on Form N-6, File No. 333-69777, filed on January 3, 2007.

4.1	Form of Deferred Annuity Contract for the American Express(R) Signature One Variable Annuity (form 240180), filed as Exhibit 4.1 to RiverSource Variable Annuity Account’s Post-Effective Amendment No. 1 to the Registration Statement on Form N-4, File No. 333-85567, on Dec. 8, 1999, is incorporated by reference.

4.1(a)	Form of Deferred Annuity Contract Data Pages (form 240343) filed as Exhibit 4.1(a) to Post-Effective Amendment No. 10 to the Registration Statement on Form N-4 for RiverSource Variable Annuity Account, File No. 333-92297, on January 30, 2003, is incorporated by reference.

4.2	Form of Deferred Annuity Contract for the Wells Fargo Advantage(SM)Variable Annuity (form 44209), filed as Exhibit 4.1 to RiverSource Variable Annuity Account’s Pre-Effective Amendment No. 1 to the Registration Statement on Form N-4, File No. 333-85567, on Nov. 4, 1999, is incorporated by reference.

4.3	Form of Deferred Annuity Contract for the Wells Fargo Advantage(SM)Builder Variable Annuity (form 44210), filed as Exhibit 4.2 to RiverSource Variable Annuity Account’s Pre-Effective Amendment No. 1 to the Registration Statement on Form N-4, File No. 333-85567, filed on Nov. 4, 1999, is incorporated by reference.

4.4	Form of Deferred Annuity Contract (form 240343), filed as Exhibit 4.1 to RiverSource Variable Annuity Account’s Pre-Effective Amendment No. 1 to the Registration Statement on Form N-4, File No. 333-92297, on Feb. 11, 2000, is incorporated by reference.

4.5	Form of Deferred Annuity Contract for American Express Signature Variable Annuity (R) (form 43431), filed as Exhibit 4.1 to RiverSource Variable Annuity Account’s Pre-Effective Amendment No. 1 to Registration Statement No. 333-74865 on Form N-4, filed on Aug. 5, 1999, is incorporated by reference.

4.6	Form of Deferred Annuity Contract for the American Express(R) Galaxy Premier Variable Annuity and the American Express Pinnacle Variable Annuity(SM) (form 44170), filed as Exhibit 4.1 to RiverSource Variable Annuity Account’s Pre-Effective Amendment No. 1 to the Registration Statement on Form N-4, File No. 333-82149, on Sept. 21, 1999, is incorporated by reference.

4.7	Form of Deferred Annuity Contract Option L (form 271496), filed as Exhibit 4.1 to RiverSource Variable Annuity Account’s Pre-Effective Amendment No. 1 to the Registration Statement on Form N-4, File No. 333-73958, on Feb. 20, 2002, is incorporated by reference.

4.8	Form of Deferred Annuity Contract Option C (form 271491), filed as Exhibit 4.2 to RiverSource Variable Annuity Account’s Pre-Effective Amendment No. 1 to the Registration Statement on Form N-4, File No. 333-73958, on Feb. 20, 2002, is incorporated by reference.

4.9	Form of Deferred Annuity Contract (form 272646), filed as Exhibit 4.2 to RiverSource Variable Annuity Account’s Post-Effective Amendment No. 15 to the Registration Statement on Form N-4, File No. 333-92297, on October 30, 2003, is incorporated by reference.

4.10	Form of Enhanced Death Benefit Rider contracts (form 44213), filed as Exhibit 4.3 to RiverSource Variable Annuity Account’s Pre-Effective Amendment No. 1 to the Registration Statement on Form N-4, File No. 333-85567, on Nov. 4, 1999, is incorporated by reference.

4.11	Form of Guaranteed Minimum Income Benefit Rider for the American Express Signature Variable Annuity (R) and the American Express(R) Signature One Variable Annuity (6% Accumulation Benefit Base) (form 240186), filed as Exhibit 4.2 to RiverSource Variable Annuity Account’s Post-Effective Amendment No. 3 to the Registration Statement on Form N-4, File No. 333-85567, on Feb. 11, 2000, is incorporated by reference.

4.12	Form of Guaranteed Minimum Income Benefit Rider (form 240350), filed as Exhibit 4.4 to RiverSource Variable Annuity Account’s Pre-Effective Amendment No. 1 to the Registration Statement on Form N-4, File No. 333-92297, on Feb. 11, 2000, is incorporated by reference.

4.13	Form of Guaranteed Minimum Income Benefit Rider contracts (form 44214), filed as Exhibit 4.4 to RiverSource Variable Annuity Account’s Pre-Effective Amendment No. 1 to the Registration Statement on Form N-4, File No. 333-85567, on Nov. 4, 1999, is incorporated by reference.

4.14	Form of 5% Accumulation Death Benefit Rider for the American Express Signature Variable Annuity(R) and the American Express Signature One Variable Annuity(SM) (form 240183), filed as Exhibit 4.3 to RiverSource Variable Annuity Account’s Post-Effective Amendment No. 1 to the Registration Statement on Form N-4, File No. 333-85567, on Dec. 8, 1999, is incorporated by reference.

4.15	Form of Value Option Return of Purchase Payment Death Benefit Rider for the American Express (R) Signature One Variable Annuity (form 240182), filed as Exhibit 4.11 to Registrant’s Post-Effective Amendment No. 5 to Registration Statement No. 333-86297 on Form S-1 on April 28, 2000, is incorporated by reference.

4.16	Form of 8% Performance Credit Rider for the American Express Signature Variable Annuity(R) and the American Express(R) Signature One Variable Annuity (form 240187), filed as Exhibit 4.4 to RiverSource Variable Annuity Account’s Post-Effective Amendment No. 2 to the Registration Statement on Form N-4, File No. 333-85567, on Dec. 30, 1999, is incorporated by reference.

4.17	Form of Performance Credit Rider (form 240349), filed as Exhibit 4.2 to RiverSource Variable Annuity Account’s Pre-Effective Amendment No. 1 to the Registration Statement on Form N-4, File No. 333-92297, on Feb. 11, 2000, is incorporated by reference.

4.18	Form of Benefit Protector(SM) Death Benefit Rider contracts (form 271155), filed as Exhibit 4.15 to RiverSource Variable Annuity Account’s Post-Effective Amendment No. 6 to the Registration Statement on Form N-4, File No. 333-85567, on March 1, 2001, is incorporated by reference.

4.19	Form of Benefit Protector(SM) Plus Death Benefit Rider contracts (form 271156), filed as Exhibit 4.16 to RiverSource Variable Annuity Account’s Post-Effective Amendment No. 6 to the Registration Statement on Form N-4, File No. 333-85567, on March 1, 2001, is incorporated by reference.

4.20	Form of Maximum Anniversary Value Death Benefit Rider (form 240346), filed as Exhibit 4.3 to RiverSource Variable Annuity Account’s Pre-Effective Amendment No. 1 to the Registration Statement on Form N-4, File No. 333-92297, on February 11, 2000, is incorporated by reference.

4.21	Form of Roth IRA Endorsement contracts (form 43094), filed as Exhibit 4.2 to RiverSource Variable Annuity Account’s Pre-Effective Amendment No. 1 to Registration Statement No. 333-74865 on Form N-4, filed on Aug. 5, 1999, is incorporated by reference.

4.22	Form of SEP-IRA for the Wells Fargo Advantage(SM) Variable Annuity, the Wells Fargo Advantage(SM) Builder Variable Annuity, the American Express(R) Signature One Variable Annuity, the American Express(R) Galaxy Premier Variable Annuity, and the American Express Pinnacle Variable Annuity(SM) (form 43412), filed as Exhibit 4.3 to RiverSource Variable Annuity Account’s Pre-Effective Amendment No. 1 to the Registration Statement on Form N-4, File No. 333-72777, on July 8, 1999, is incorporated by reference.

4.23	Form of SEP-IRA contracts (form 43433), filed as Exhibit 4.3 to RiverSource Variable Annuity Account’s Pre-Effective Amendment No. 1 to Registration Statement No. 333-74865 on Form N-4, filed on Aug. 4, 1999, is incorporated by reference.

4.24	Form of Disability Waiver of Withdrawal Charges Rider (form 44215), filed as Exhibit 4.5 to RiverSource Variable Annuity Account’s Pre-Effective Amendment No. 1 to the Registration Statement on Form N-4, File No. 333-85567, on Nov. 4, 1999, is incorporated by reference.

4.25	Form of Unemployment Waiver of Withdrawal Charges Rider for the Wells Fargo Advantage(SM) Variable Annuity and the Wells Fargo Advantage(SM) Builder Variable Annuity (form 44216), filed as Exhibit 4.6 to RiverSource Variable Annuity Account’s Pre-Effective Amendment No. 1 to the Registration Statement on Form N-4, File No. 333-85567, on Nov. 4, 1999, is incorporated by reference.

4.26	Form of TSA Endorsement contracts (form 43413), filed as Exhibit 4.4 to RiverSource Variable Annuity Account’s Pre-Effective Amendment No. 1 to the Registration Statement on Form N-4, File No. 333-72777, on July 8, 1999, is incorporated by reference.

4.27	Form of Traditional IRA or SEP-IRA Endorsement (form 272108) filed as Exhibit 4.11 to Post-Effective Amendment No. 10 to the Registration Statement on Form N-4 for RiverSource Variable Annuity Account, File No. 333-92297, on January 30, 2003, is incorporated by reference.

4.28	Form of Roth IRA Endorsement (form 272109) filed as Exhibit 4.12 to Post-Effective Amendment No. 10 to the Registration Statement on Form N-4 for RiverSource Variable Annuity Account, File No. 333-92297, on January 30, 2003, is incorporated by reference.

4.29	Form of Variable Annuity Unisex Endorsement (form 272110) filed as Exhibit 4.13 to Post-Effective Amendment No. 10 to the Registration Statement on Form N-4 for RiverSource Variable Annuity Account, File No. 333-92297, on January 30, 2003, is incorporated by reference.

4.30	Form of Maximum Anniversary Value Death Benefit Rider (form 272869) filed as Exhibit 4.11 to RiverSource Variable Annuity Account’s Post-Effective Amendment No. 7 to Registration Statement on Form N-4, File No. 333-74865, on February 2, 2004, is incorporated by reference.

4.31	Form of 5% Accumulation Death Benefit Rider (form 272870) filed as Exhibit 4.12 to RiverSource Variable Annuity Account’s Post-Effective Amendment No. 7 to the Registration Statement on Form N-4, File No. 333-74865, on February 2, 2004, is incorporated by reference.

4.32	Form of Enhanced Death Benefit Rider (form 272871) filed as Exhibit 4.13 to RiverSource Variable Annuity Account’s Post-Effective Amendment No. 7 to the Registration Statement on Form N-4, File No. 333-74865, on February 2, 2004, is incorporated by reference.

4.33	Form of Guaranteed Minimum Income Benefit Rider (Maximum Anniversary Value Benefit Base) (form 272872) filed as Exhibit 4.14 to RiverSource Variable Annuity Account’s Post-Effective Amendment No. 7 to the Registration Statement on Form N-4, Filed No. 333-74865, on February 2, 2004 is incorporated by reference.

4.34	Form of Guaranteed Minimum Income Benefit Rider (5% Accumulation Benefit Base) (form 272873) filed as Exhibit 4.15 to RiverSource Variable Annuity Account’s Post-Effective Amendment No. 7 to the Registration Statement on Form N-4, File No. 333-74865, on February 2, 2004 is incorporated by reference.

4.35	Form of Guaranteed Minimum Income Benefit Rider (Greater of Maximum anniversary Value Benefit Base or 5% Accumulation Benefit Base) (form 272874) filed as Exhibit 4.16 to RiverSource Variable Annuity Account’s Post-Effective Amendment No. 7 to the Registration Statement on Form N-4, File No. 333-74865, on February 2, 2004 is incorporated by reference.

4.36	Form of Guaranteed Minimum Withdrawal Benefit Rider (The Guarantor(SM) Withdrawal Benefit) (form 272875) filed as Exhibit 4.17 to RiverSource Variable Annuity Account’s Post-Effective Amendment No. 7 to the Registration Statement on Form N-4, File No. 333-74865, on February 2, 2004 is incorporated by reference.

4.37	Form of Deferred Variable Annuity Contract (form 272876-DPSIG) filed as Exhibit 4.18 to RiverSource Variable Annuity Account’s Post-Effective Amendment No. 7 to the Registration Statement on Form N-4, File No. 333-74865, on February 2, 2004 is incorporated by reference.

4.38	Form of Deferred Variable Annuity Contract (form 272876-DPSG1) filed as Exhibit 4.28 to RiverSource Variable Annuity Account’s Post-Effective Amendment No. 13 to the Registration Statement on Form N-4, File No. 333-85567, on February 11, 2004 is incorporated by reference.

4.39	Form of Deferred Variable Annuity Contract (form 272876-DPWF6) filed as Exhibit 4.29 to RiverSource Variable Annuity Account’s Post-Effective Amendment No. 13 to the Registration Statement on Form N-4, File No. 333-85567, on February 11, 2004 is incorporated by reference.

4.40	Form of Deferred Variable Annuity Contract (form 272876-DPWF8) filed as Exhibit 4.30 to RiverSource Variable Annuity Account’s Post-Effective Amendment No. 13 to the Registration Statement on Form N-4, File No. 333-85567, on February 11, 2004 is incorporated by reference.

4.41	Form of Deferred Variable Annuity Contract (form 272876-DPFCC) filed as Exhibit 4.21 to RiverSource Variable Annuity Account’s Post-Effective Amendment No. 5 to the Registration Statement on Form N-4, File No. 333-73958, on February 10, 2004 is incorporated by reference.

4.42	Form of Deferred Variable Annuity Contract (form 272876-DPFCL) filed as Exhibit 4.22 to RiverSource Variable Annuity Account’s Post-Effective Amendment No. 5 to the Registration Statement on Form N-4, File No. 333-73958, on February 10, 2004 is incorporated by reference.

4.43	Form of Guaranteed Minimum Withdrawal Benefit Rider (form 273567) filed as Exhibit 4.22 to RiverSource Variable Annuity Account’s Post-Effective Amendment No. 22 to the Registration Statement on Form N-4, File No. 333-92297, on Jan. 28, 2005 is incorporated by reference.

4.44	Form of Guaranteed Minimum Accumulation Benefit Rider (form 273568) filed as Exhibit 4.23 to RiverSource Variable Annuity Account’s Post-Effective Amendment No. 22 to the Registration Statement on Form N-4, File No. 333-92297, on Jan. 28, 2005 is incorporated by reference.

4.45	Form of Annuity Endorsement (form 273566) filed as Exhibit 4.24 to RiverSource Variable Annuity Account’s Post-Effective Amendment No. 22 to the Registration Statement on Form N-4, File No. 333-92297, on Jan. 28, 2005 is incorporated by reference.

4.46	Form of Guaranteed Minimum Lifetime Withdrawal Benefit Rider (Guarantor Withdrawal Benefit for Life (SM) Rider) (Form 273959) filed as Exhibit 4.22 to Post-Effective Amendment No. 14 to the Registration Statement on Form N-4, File No. 333-74865, on April 28, 2006, is incorporated by reference.

4.47	Form of MVA Endorsement (form 44182) filed as Exhibit 4.25 to the Initial Registration Statement on Form N-4 for RiverSource Variable Annuity Account, File No. 333-139760, on January 3, 2007, is incorporated by reference.

4.48	Form of Withdrawal Charges Endorsement (form 44189) filed as Exhibit 4.26 to the Initial Registration Statement on Form N-4 for RiverSource Variable Annuity Account, File No. 333-139760, on January 3, 2007, is incorporated by reference.

4.49	Form of Age Endorsement (form 240496) filed as Exhibit 4.27 to the Initial Registration Statement on Form N-4 for RiverSource Variable Annuity Account, File No. 333-139760, on January 3, 2007, is incorporated by reference.

4.50	Form of TSA Plan Endorsement — RVSL (form 272865) filed as Exhibit 4.30 to the Initial Registration Statement on Form N-4 for RiverSource Variable Annuity Account, File No. 333-139760, on January 3, 2007, is incorporated by reference.

4.51	Form of TSA Plan Endorsement — AEL (form 272865) filed as Exhibit 4.31 to the Initial Registration Statement on Form N-4 for RiverSource Variable Annuity Account, File No. 333-139760, on January 3, 2007, is incorporated by reference.

4.52	Form of 401 Plan Endorsement — RVSL (form 272866) filed as Exhibit 4.32 to the Initial Registration Statement on Form N-4 for RiverSource Variable Annuity Account, File No. 333-139760, on January 3, 2007, is incorporated by reference.

4.53	Form of 401 Plan Endorsement — AEL (form 272866) filed as Exhibit 4.33 to the Initial Registration Statement on Form N-4 for RiverSource Variable Annuity Account, File No. 333-139760, on January 3, 2007, is incorporated by reference.

4.54	Form of Unisex Endorsement (form 272867) filed as Exhibit 4.34 to the Initial Registration Statement on Form N-4 for RiverSource Variable Annuity Account, File No. 333-139760, on January 3, 2007, is incorporated by reference.

4.55	Form of Fixed and Variable Annuity Contract (form 272876) filed as Exhibit 4.35 to the Initial Registration Statement on Form N-4 for RiverSource Variable Annuity Account, File No. 333-139760, on January 3, 2007, is incorporated by reference.

4.56	Form of Fixed and Variable Annuity Contract — RVSL (form 273954) filed as Exhibit 4.37 to the Initial Registration Statement on Form N-4 for RiverSource Variable Annuity Account, File No. 333-139760, on January 3, 2007, is incorporated by reference.

4.57	Form of Fixed and Variable Annuity Contract — AEL (form 273954) filed as Exhibit 4.30 to the Initial Registration Statement on Form N-4 for RiverSource Variable Annuity Account, File No. 333-139760, on January 3, 2007, is incorporated by reference.

4.58	Form of Contract Data Pages — RVSL (form 273954 DPSIG) filed as Exhibit 4.39 to the Initial Registration Statement on Form N-4 for RiverSource Variable Annuity Account, File No. 333-139760, on January 3, 2007, is incorporated by reference.

4.59	Form of MAV GMIB Rider — RVSL (form 273961) filed as Exhibit 4.40 to the Initial Registration Statement on Form N-4 for RiverSource Variable Annuity Account, File No. 333-139760, on January 3, 2007, is incorporated by reference.

4.60	Form of MAV GMIB Rider — AEL (form 273961) filed as Exhibit 4.41 to the Initial Registration Statement on Form N-4 for RiverSource Variable Annuity Account, File No. 333-139760, on January 3, 2007, is incorporated by reference.

4.61	Form of 5% GMIB Rider — RVSL (form 273962 filed as Exhibit 4.42 to the Initial Registration Statement on Form N-4 for RiverSource Variable Annuity Account, File No. 333-139760, on January 3, 2007, is incorporated by reference.

4.62	Form of 5% GMIB Rider — AEL (form 273962) filed as Exhibit 4.43 to the Initial Registration Statement on Form N-4 for RiverSource Variable Annuity Account, File No. 333-139760, on January 3, 2007, is incorporated by reference.

4.63	Form of Greater of MAV or 5% GMIB Rider — RVSL (form 273963) filed as Exhibit 4.44 to the Initial Registration Statement on Form N-4 for RiverSource Variable Annuity Account, File No. 333-139760, on January 3, 2007, is incorporated by reference.

4.64	Form of Greater of MAV or 5% GMIB Rider — AEL (form 273963) filed as Exhibit 4.45 to the Initial Registration Statement on Form N-4 for RiverSource Variable Annuity Account, File No. 333-139760, on January 3, 2007, is incorporated by reference.

4.65	Form of Unisex Endorsement — RVSL (form 273964) filed as Exhibit 4.46 to the Initial Registration Statement on Form N-4 for RiverSource Variable Annuity Account, File No. 333-139760, on January 3, 2007, is incorporated by reference.

4.66	Form of Unisex Endorsement — AEL (form 273964) filed as Exhibit 4.47 to the Initial Registration Statement on Form N-4 for RiverSource Variable Annuity Account, File No. 333-139760, on January 3, 2007, is incorporated by reference.

4.67	Form of 5% Death Benefit Rider — RVSL (form 273965) filed as Exhibit 4.48 to the Initial Registration Statement on Form N-4 for RiverSource Variable Annuity Account, File No. 333-139760, on January 3, 2007, is incorporated by reference.

4.68	Form of 5% Death Benefit Rider — AEL (form 273965) filed as Exhibit 4.49 to the Initial Registration Statement on Form N-4 for RiverSource Variable Annuity Account, File No. 333-139760, on January 3, 2007, is incorporated by reference.

4.69	Form of Greater of MAV or 5% Death Benefit Rider — RVSL (form 273966) filed as Exhibit 4.50 to the Initial Registration Statement on Form N-4 for RiverSource Variable Annuity Account, File No. 333-139760, on January 3, 2007, is incorporated by reference.

4.70	Form of Greater of MAV or 5% Death Benefit Rider — AEL (form 273966) filed as Exhibit 4.50 to the Initial Registration Statement on Form N-4 for RiverSource Variable Annuity Account, File No. 333-139760, on January 3, 2007, is incorporated by reference.

4.71	Form of Contract Data Pages (form 240343-EDP) filed as Exhibit 4.28 to the Initial Registration Statement on Form N-4 for RiverSource Variable Annuity Account, File No. 333-139763, filed on January 3, 2007, is incorporated by reference.

4.72	Form of Contract Data Pages — RVSL (form 273954DPINN) filed as Exhibit 4.31 to the Initial Registration Statement on Form N-4 for RiverSource Variable Annuity Account, File No. 333-139763, filed on January 3, 2007, is incorporated by reference.

4.73	Form of Contract Data Pages — AEL (form 273954DPINN) filed as Exhibit 4.32 to the Initial Registration Statement on Form N-4 for RiverSource Variable Annuity Account, File No. 333-139763, filed on January 3, 2007, is incorporated by reference.

4.74	Form of Variable Annuity Contract (form 271498) filed as Exhibit 4.29 to the Initial Registration Statement on Form N-4 for RiverSource Variable Annuity Account, File No. 333-139759, filed on January 3, 2007, is incorporated by reference.

4.75	Form of Contract Data Pages — RVSL (form 273954DPFCC) filed as Exhibit 4.33 to the Initial Registration Statement on Form N-4 for RiverSource Variable Annuity Account, File No. 333-139759, filed on January 3, 2007, is incorporated by reference.

4.76	Form of Contract Data Pages — AEL (form 273954DPFCC) filed as Exhibit 4.34 to the Initial Registration Statement on Form N-4 for RiverSource Variable Annuity Account, File No. 333-139759, filed on January 3, 2007, is incorporated by reference.

4.77	Form of Contract Data Pages — RVSL (form 273954DPFCL) filed as Exhibit 4.35 to the Initial Registration Statement on Form N-4 for RiverSource Variable Annuity Account, File No. 333-139759, filed on January 3, 2007, is incorporated by reference.

4.78	Form of Contract Data Pages — AEL (form 273954DPFCL) filed as Exhibit 4.36 to the Initial Registration Statement on Form N-4 for RiverSource Variable Annuity Account, File No. 333-139759, filed on January 3, 2007.

4.79	Form of Contract Data Pages — RVSL (form 273954DPSG1) filed as Exhibit 4.39 to the Initial Registration Statement on Form N-4 for RiverSource Variable Annuity Account, File No. 333-139762, filed on January 3, 2007.

4.80	Form of Contract Data Pages — AEL (form 273954DPSG1) filed as Exhibit 4.40 to the Initial Registration Statement on Form N-4 for RiverSource Variable Annuity Account, File No. 333-139762, filed on January 3, 2007.

4.81	Form of Contract Data Pages — RVSL (form 273954DPWFB) filed as Exhibit 4.41 to the Initial Registration Statement on Form N-4 for RiverSource Variable Annuity Account, File No. 333-139762, filed on January 3, 2007.

4.82	Form of Contract Data Pages — AEL (form 273954DPWFB) filed as Exhibit 4.42 to the Initial Registration Statement on Form N-4 for RiverSource Variable Annuity Account, File No. 333-139762, filed on January 3, 2007.

4.83	Form of Unisex Traditional and SEP IRA Endorsement (form 43412) filed as Exhibit 4.3 to RiverSource Variable Annuity Account’s Pre-Effective Amendment No. 1 to Registration Statement No. 333-74865 on Form N-4, on Aug 4, 1999, is incorporated by reference.

4.84	Form of Guaranteed Minimum Withdrawal Benefit Single Life Rider (form 273959-sg) filed as Exhibit 4.51 to RiverSource Variable Annuity Account Post-Effective Amendment No. 1 to Registration Statement 333-139763 on Form N-4, on Feb. 23, 2007, is incorporated herein by reference.

4.85	Form of Guaranteed Minimum Withdrawal Benefit Joint Life Rider (form 273959-jt) filed as Exhibit 4.52 to RiverSource Variable Annuity Account’s Post-Effective Amendment No. 1 to Registration Statement 333-139763 on Form N-4, on Feb. 23, 2007, is incorporated herein by reference.

4.86	Form of Contract Data Pages — RVSL (form 273954DPBAC) filed as Exhibit 4.57 to Registrant’s Post-Effective Amendment No. 3 to Registration Statement on Form N-4, File No. 333-139759 on May 18, 2007 is incorporated herein by reference.

4.87	Form of Contract Data Pages — RVSL (form 273954DPBA7) filed as Exhibit 4.58 to Registrant’s Post-Effective Amendment No. 3 to Registration Statement on Form N-4, File No. 333-139759 on May 18, 2007 is incorporated herein by reference.

4.88	Form of Guaranteed Minimum Withdrawal Benefit Single Life Rider (form 275062-sg) filed as Exhibit 4.59 to Registrant’s Post-Effective Amendment No. 12 to the Registration Statement on Form N-4, File No. 333-139759 on June 5, 2009 is incorporated herein by reference.

4.89	Form of Guaranteed Minimum Withdrawal Benefit Joint Life Rider (form 275062-jt) filed as Exhibit 4.60 to Registrant’s Post-Effective Amendment No. 12 to the Registration Statement on Form N-4, File No. 333-139759 on June 6, 2009 is incorporated herein by reference.

4.90	Form of Deferred Annuity Contract (form 411265) filed as Exhibit 4.55 to Registrant’s Post-Effective Amendment No. 10 to the Registration Statement on Form N-4, File No. 333-139763 on Nov. 25, 2009 is incorporated herein by reference.

4.91	Form of Deferred Annuity Contract (form 411265) data pages for RiverSource FlexChoice Select Variable Annuity filed as Exhibit 4.62 to Registrant’s Post-Effective Amendment No. 14 to the Registration Statement on Form N-4, File No. 333-139759 on Nov. 25, 2009 is incorporated herein by reference.

4.92	Form of Guarantee Period Accounts Endorsement (form 411272) filed as Exhibit 4.57 to Registrant’s Post-Effective Amendment No. 10 to the Registration Statement on Form N-4, File No. 333-139763 on Nov. 25, 2009 is incorporated herein by reference.

4.93	Form of Maximum Anniversary Value Death Benefit Rider (form 411278) filed as Exhibit 4.58 to Registrant’s Post-Effective Amendment No. 10 to the Registration Statement on Form N-4, File No. 333-139763 on Nov. 25, 2009 is incorporated herein by reference.

4.94	Form of 5% Accumulation Death Benefit Rider (form 411279) filed as Exhibit 4.59 to Registrant’s Post-Effective Amendment No. 10 to the Registration Statement on Form N-4, File No. 333-139763 on Nov. 25, 2009 is incorporated herein by reference.

4.95	Form of Enhanced Death Benefit Rider (form 411280) filed as Exhibit 4.60 to Registrant’s Post-Effective Amendment No. 10 to the Registration Statement on Form N-4, File No. 333-139763 on Nov. 25, 2009 is incorporated herein by reference.

4.96	Form of Return of Purchase Payment Death Benefit Rider (form 411277) filed as Exhibit 4.61 to Registrant’s Post-Effective Amendment No. 10 to the Registration Statement on Form N-4, File No. 333-139763 on Nov. 25, 2009 is incorporated herein by reference.

4.97	Form of Benefit Protector(SM) Death Benefit Rider (form 411281) filed as Exhibit 4.62 to Registrant’s Post-Effective Amendment No. 10 to the Registration Statement on Form N-4, File No. 333-139763 on Nov. 25, 2009 is incorporated herein by reference.

4.98	Form of Benefit Protector(SM) Plus Death Benefit Rider (form 411282) filed as Exhibit 4.63 to Registrant’s Post-Effective Amendment No. 10 to the Registration Statement on Form N-4, File No. 333-139763 on Nov. 25, 2009 is incorporated herein by reference.

4.99	Form of Guaranteed Minimum Accumulation Benefit Rider (form 411283)filed as Exhibit 4.64 to Registrant’s Post-Effective Amendment No. 10 to the Registration Statement on Form N-4, File No. 333-139763 on Nov. 25, 2009 is incorporated herein by reference.

4.100	Form of Guaranteed Lifetime Withdrawal Benefit Single Life Rider SecureSource Stages(R) Rider (form 411284-sg) filed as Exhibit 4.65 to Registrant’s Post-Effective Amendment No. 10 to the Registration Statement on Form N-4, File No. 333-139763 on Nov. 25, 2009 is incorporated herein by reference.

4.101	Form of Guaranteed Lifetime Withdrawal Benefit Joint Life Rider SecureSource Stages(R) Rider (form 411284-jt) filed as Exhibit 4.66 to Registrant’s Post-Effective Amendment No. 10 to the Registration Statement on Form N-4, File No. 333-139763 on Nov. 25, 2009 is incorporated herein by reference.

4.102	Form of Guaranteed Lifetime Withdrawal Benefit Single Life Rider SecureSource Stages 2 Rider filed as Exhibit 4.48 to RiverSource Variable Account 10 Post-Effective Amendment No. 61 under Registration Statement 333-79311 on July 12, 2010 is incorporated herein by reference.

4.103	Form of Guaranteed Lifetime Withdrawal Benefit Joint Life Rider SecureSource Stages 2 Rider filed as Exhibit 4.49 to RiverSource Variable Account 10 Post-Effective Amendment No. 61 under Registration Statement 333-79311 on July 12, 2010 is incorporated herein by reference.

5.	Opinion of Counsel and consent to its use as to the securities being registered, is filed herewith.

6-22.	Not applicable.

23.	Consents of Independent Registered Public Accounting Firms, are filed herewith.

24.	Power of Attorney to sign Amendments to this Registration Statement, dated March 20, 2012 filed electronically as Exhibit 13 to RiverSource Variable Account 10’s Post-Effective Amendment No.66 to Registration Statement No. 333-79311, filed on or about April 20, 2012 is incorporated by reference.

25-99.	Not applicable.
Item 17. Undertakings
Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933,
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement,
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement,
     (iv) Registrant represents that it is relying upon the no-action assurance given to the American Council of Life Insurance (pub. Avail. Nov. 28, 1988). Further, Registrant represents that it has complied with the provisions of paragraphs (1) — (4) of that no-action letter.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) That all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed, and
(4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant, RiverSource Life Insurance Company, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Minneapolis, and State of Minnesota on the 22nd day of April, 2013.

RiverSource Life Insurance Company (Registrant)
By	/s/ John R. Woerner*
John R. Woerner
Chairman of the Board and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 22nd day of April, 2013.

Signature	Title

/s/ Gumer C. Alvero* Gumer C. Alvero	Director and Executive Vice President — Annuities

/s/ Richard N. Bush* Richard N. Bush	Senior Vice President – Corporate Tax

/s/ Bimal Gandhi* Bimal Gandhi	Senior Vice President – Strategic Transformation

/s/ Steve M. Gathje* Steve M. Gathje	Director, Senior Vice President and Chief Actuary

/s/ James L. Hamalainen* James L. Hamalainen	Director, Senior Vice President - Investments

/s/ Brian J. McGrane* Brian J. McGrane	Director, Executive Vice President and Chief Financial Officer

Signature	Title

/s/ Bridget M. Sperl* Bridget M. Sperl	Director and Executive Vice President Client Services

/s/ Jon Stenberg* Jon Stenberg	Director and Executive Vice President - Life and Disability Insurance

/s/ William F. Truscott* William F. Truscott	Director

/s/ John R. Woerner* John R. Woerner	Chairman of the Board and President

*	Signed pursuant to Power of Attorney dated March 20, 2012 filed electronically as Exhibit 13 to RiverSource Variable Account 10’s Post-Effective Amendment No. 66 to Registration Statement No. 333-79311 filed on or about April 20, 2012, incorporated herein by reference, by:

/s/ Dixie Carroll
Dixie Carroll
Assistant General Counsel and Assistant Secretary

EXHIBIT INDEX
5. Opinion of Counsel and Consent
23. Consents of Independent Registered Public Accounting Firms for RiverSource Life Insurance Company